This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

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                                                 -------------------------------
                                                 Economic Study and Appraisal
                                                 -------------------------------
                                                 St. Petersburg Bayfront Hilton
                                                 -------------------------------
                                                 St. Petersburg, Florida
                                                 -------------------------------

Prepared by:

Hospitality Valuation Services
A Division of Hotel Consulting Services, Inc.
372 Willis Avenue
Mineola, NY 11501
516-248-8828

Submitted to:

Mr. Shirish Godbole
Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY 10036

        [LETTERHEAD OF HVS INTERNATIONAL HOSPITALITY VALUATION SERVICES]

                                 November 26, 1996

Mr. Shirish Godbole
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY 10036

                                 Re: St. Petersburg Bayfront Hilton
                                     St. Petersburg, Florida
                                     Ref. #9610274

Dear Mr. Godbole:

Pursuant to your request, we herewith submit our economic study and appraisal pertaining to the above-captioned property. We have inspected the site and facilities and analyzed the hostelry market conditions in the Pinellas County area. Our report was prepared in accordance with, and is subject to, the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) and the Uniform Standards of Professional Practice (USPAP), as provided by the Appraisal Institute.

Based on the available data, our analysis, and our experience in the hotel industry, it is our opinion that the market value of the fee simple interest in the subject property described in this report, as of January 1, 1997, is:

                                   $14,300,000
                 FOURTEEN MILLION THREE HUNDRED THOUSAND DOLLARS

We hereby certify that we have no undisclosed interest in the property, and our employment and compensation are not contingent upon our findings and valuation. The economic study and appraisal is made part hereof, and must remain attached in order for the value opinion set forth to be considered valid. This study is subject to the comments made throughout this report and to all assumptions and limiting conditions set forth herein.

                                   Very truly yours,

                                   HOSPITALITY VALUATION SERVICES

                                   A Division of Hotel Consulting Services, Inc.


                                   /s/ Catherine M. Tam
                                   Catherine M. Tam
                                   Consulting and Valuation Analyst


                                   /s/ Anne R. Lloyd-Jones
                                   Anne R. Lloyd-Jones, CRE
                                   Senior Vice President


                                   /s/ Stephen Rushmore
                                   Stephen Rushmore, CRE, MAI, CHA
                                   President

HVS International, Mineola, New York                           Table of Contents
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Table of Contents

       1. Executive Summary ..............................................    1

       2. Nature of the Assignment .......................................    3

       3. Description of the Land, Improvements,
          Zoning, Taxes, and Neighborhood ................................    7

       4. Market Area Analysis ...........................................   29

       5. Overview of External Forces Affecting the
          U.S. Lodging Industry ..........................................   45

       6. Lodging Market Supply and Demand Analysis ......................   61

       7. Projection of Occupancy and Average Rate .......................   79

       8. Highest and Best Use ...........................................   93

       9. Approaches to Value ............................................   95

      10. Income Capitalization Approach .................................   98

      11. Sales Comparison Approach ......................................  136

      12. Cost Approach ..................................................  144

      13. Reconciliation of Value Indications ............................  150

      14. Statement of Assumptions and Limiting Conditions ...............  154

      15. Certification ..................................................  157

          Addenda

             Photographs of the Subject Property
             Photographs of the Competitors
             Legal Description
             Synopsis of Franchise and License Agreements
             Explanation of the Simultaneous Valuation Formula

          Qualifications

             Catherine M. Tam
             Anne R. Lloyd-Jones, CRE
             Stephen Rushmore, CRE, MAI, CHA

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1. Executive Summary

Property:                              St. Petersburg Bayfront Hilton
Location:                              333 1st Street South

                                       St. Petersburg, Florida  33701

Date of Inspection:                    October 23, 1996
Interest Appraised:                    Fee simple, including the land, the
                                       improvements, and the furniture,
                                       fixtures, and equipment

Date of Value:                         January 1, 1997



Land Description
----------------
Area:                                  +/-4.68 acres, or +/-204,000 square feet
Zoning:                                CBD 2 - Central Business District
Assessor's Parcel Number:              Parcel 6-C-526-R1-5

Improvements Description
------------------------
Age:                                   Constructed in 1970, opened in 1971
Property Type:                         Full-service
Guestrooms:                            333
Number of Stories:                     15 stories
Food and Beverage Facilities:
      Charmene's Restaurant            160 seats
      Pizza Hut Food and Fun Court     32 seats
      Brandi's Lounge   85 seats
Meeting Space:                         15 rooms totaling 31,844 square feet
                                       (including pre-function space)

Parking:                               200 surface spaces

Summary of Value Parameters
---------------------------
Highest and Best Use (as if vacant):   Hold for future development
Highest and Best Use (as improved):    Lodging facility
Marketing Period:                      Six to nine months
Number of Years to Stabilize:          Three
Stabilized Year:                       1999

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Valuation Assumptions
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Mortgage Interest Rate:                9.5%
Amortization Period:                   25 years
Debt Service Constant:                 .104844
Loan-to-Value Ratio:                   70%
Stabilized Inflation Rate:             3.5%
Equity Yield Rate:                     22.0%
Terminal Capitalization Rate:          11.0%
Brokerage and Legal Fees:              3.0%
Holding Period:                        Ten years
Calculated Discount Rate:              14.3 %

Estimates of Value
------------------
Income Capitalization Approach:        $14,229,000
Sales Comparison Approach:             $12,700,000 - $17,000,000
Cost Approach (Replacement Cost):      $22,000,000
Market Value Conclusion:               $14,300,000
Market Value Conclusion per Room:      $43,000

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2. Nature of the Assignment

Subject of the Economic Study and Appraisal

The subject of the economic study and appraisal is the fee simple interest in a +/-204,000-square-foot (+/-4.68-acre) parcel improved with a 333-room, full-service lodging facility known as the St. Petersburg Bayfront Hilton , which opened in 1971. In addition to guestrooms, the subject property contains a 160-seat restaurant, a 32-seat Pizza Hut Food and Fun Court, an 85-seat lobby lounge, roundly 31,800 square feet of meeting and banquet space, an outdoor swimming pool, a fitness center, and all other facilities and amenities typical of a first-class hotel. The hotel is located at the northwestern corner of the intersection formed by 1st Street South and 4th Avenue South in St. Petersburg. Municipal jurisdictions governing the property include the City of St. Petersburg, Pinellas County, and the State of Florida. The hotel's civic address is 333 1st Street South, St. Petersburg, Florida, 33701.

Objective of the Economic Study and Appraisal

The objective of the economic study and appraisal is to evaluate the supply and demand factors affecting the market for transient accommodations in the St. Petersburg area for the purpose of estimating the market value of the subject property. Market value is defined by the Office of the Comptroller of the Currency (OCC), 12 CFR, Part 34, as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.

      Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    buyer and seller are typically motivated;

      2. both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    a reasonable time is allowed for exposure in the open market;

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      4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

Use of the Appraisal

This appraisal is being prepared for the use of Morgan Stanley Mortgage Capital, Inc. in connection with their proposed financing of a package of 17 hotels, including the subject property, which are owned by Ashford Financial Corporation or related entities. The information presented in this report should not be disseminated to the public or third parties without the express written consent of Hospitality Valuation Services.

Scope of the Appraisal

All information was collected and analyzed by the staff of Hospitality Valuation Services. Data such as historical operating statements, site plans, floor plans, and so forth were supplied by the Ashford Financial Corporation and the Remington Hotel Company. Unless noted otherwise, we have inspected the competitive lodging facilities and analyzed the sales summarized in this report, and our value conclusion is based on this investigation and analysis.

Property Rights Appraised

The property rights appraised are the fee simple ownership of the land and improvements, including the furniture, fixtures, and equipment. The fee simple interest is defined as "absolute ownership unencumbered by any other interest or estate subject only to the four powers of government."(2) The subject property is appraised as a going concern (i.e., an open and operating facility).

(1)   Federal Register, Vol. 55, No. 165, August 24, 1990; p. 34696.

(2) The Dictionary of Real Estate Appraisal - Second Edition, American Institute of Real Estate Appraisers, Chicago, IL, 1989, p. 120.

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Method of Study

The methodology used to develop this economic study and appraisal is based on the market research and valuation techniques set forth in the textbooks authored by HVS International for the American Institute of Real Estate Appraisers and the Appraisal Institute, entitled The Valuation of Hotels and Motels,(1) Hotels, Motels and Restaurants: Valuations and Market Studies,(2) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations,(3) and Hotels and
Motels: A Guide to Market Analysis, Investment Analysis, and Valuations.(4)

The appraisal will consider the three standard approaches to value: income capitalization, sales comparison, and cost. Because lodging facilities are income-producing properties that are normally bought and sold on the basis of capitalization of their anticipated stabilized earning power, the greatest weight is given to the value indicated by the income capitalization approach. We find that most hotel investors employ a similar procedure in formulating their purchase decisions, and thus the income capitalization approach most closely reflects the rationale of typical buyers. When appropriate, the sales comparison and cost approaches are used to test the reasonableness of the results indicated by the income capitalization approach.

Ownership, Franchise, and Management

A photocopy of the subject property's legal description, which was provided by the Ashford Financial Corporation, is presented in the Addenda to this report; the appraisers assume no responsibility regarding the accuracy of this document.

The subject property opened in 1971 as the St. Petersburg Hilton Hotel under a franchise from the Hilton Hotel Corporation. This franchise agreement was terminated and the hotel was sold to Darryl Wilde and a group of investors in October of 1978. At that time, the property was renamed the Bayfront Concourse, and operation was assumed by Bayfront Investors Limited. A conversion to a Holiday Inn franchise was planned, contingent upon the infusion of appropriate funds to upgrade the facility. The

(1) The Valuation of Hotels and Motels, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1978.

(2) Hotels, Motels and Restaurants: Valuations and Market Studies, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1983.

(3) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1990.

(4) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992.

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renovation and conversion did not take place, and the owners filed for Chapter 11 federal bankruptcy protection. The hotel closed shortly thereafter. In 1986, the property was purchased at auction by a bank consortium for $4,200,000 (the amount of their outstanding loan). An affiliate of Seaway Hotels then purchased the hotel for $4,350,000, which included the acquisition of an operating lease of $150,000.

The hotel was extensively renovated in 1986 and early 1987 and upgraded to its current condition; a full reopening as a Hilton Hotel took place in July of 1987. Funds for the acquisition and renovation of the property were obtained from Industrial Revenue Bond financing (first position); Carteret Savings (second position); and Seaway Hotels. By March of 1994, the hotel owners had filed for bankruptcy. In September of 1994, the debt and equity interests in the hotel were purchased by the Ashford Financial Corporation, the property's current owner.

The subject property operates under a franchise agreement with the Hilton Hotel Corporation, which expires at the end of August, 2005; an abstract of this contract is presented in the Addenda to this report. The hotel is also subject to a management agreement with the Remington Hotel Corporation; for the purpose of this appraisal, we assume that the hotel will continue to be operated by the Remington Hotel Corporation as a Hilton Hotel throughout the projection period.

Marketing Period

In light of the renewed interest in hotel investments and the increasing availability of debt and equity capital, we believe that it will take six to nine months to sell the subject property assuming it is placed on the market at the concluded value.

Effective Date of the Appraisal

The effective date of the appraisal is January 1, 1997. All projections are expressed in inflated dollars, and the value estimate represents 1997 dollars.

Date of Inspection

The subject property was inspected by Catherine M. Tam on October 23, 1996.

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3. Description of the Land, Improvements, Zoning, Taxes, and Neighborhood

LAND

The suitability of the land for the operation of a lodging facility is an important consideration affecting the economic viability of a property and its overall value. Factors such as size, topography, access, visibility, and the availability of utilities have a direct impact on the desirability of a particular site.

Size and Topography

The subject site is located at the northwestern corner of the intersection formed by 1st Street South and 4th Avenue South. Municipal jurisdictions governing the property include the City of St. Petersburg, Pinellas County, and the State of Florida.

According to a November 17, 1989 survey prepared by George F. Young, Surveyor and Engineer, Inc., the rectangular subject parcel measures approximately +/-204,000 square feet, or +/-4.68 acres, and has 510 feet of frontage on 1st Street South to the east and 2nd Street South to the west. The 400.38-foot northern property line faces an adjoining parcel improved with an office building, and the 400.55-foot southern boundary faces 4th Avenue South. The topography of the parcel is generally flat and drainage is adequate; overall, the property's size and topography appear well suited for the current use. The site appears to be fully developed, with no excess land available for expansion.

Easements

The appraisers were not provided with any information concerning easements affecting the subject property. For the purpose of this appraisal, we assume that the property is not encumbered by any unusual or onerous easements that would affect its use or marketability.

Regional Access

A lodging facility's ease of access and visibility should be evaluated with respect to local modes of transportation and the area's demand generators. The subject property is readily accessible to a mixture of local, county, state and interstate highways. Primary regional access to downtown St.

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Petersburg is provided by I-275, the major interstate serving the Tampa Bay area. Other important roadways in the subject property's vicinity include I-4 and State Route 694.

Interstate 275 is a local highway that connects with I-75 just north of Tampa and links that city with St. Petersburg. Interstate 275 extends just south of Tampa International Airport and crosses Old Tampa Bay via the Howard Frankland Bridge, then continues south through St. Petersburg and over the Sunshine Skyway Bridge to Bradenton, where it again intersects I-75. Gandy Boulevard (State Route 694) extends west from I-75 through Tampa and crosses Old Tampa Bay south of the Howard Frankland Bridge. This route intersects I-275 approximately eight miles north of downtown St. Petersburg.

Interstate 4 originates near Daytona Beach on Florida's eastern coast, passes through Orlando, and terminates at the I-275 juncture in Tampa. This highway is the major east/west route used by motorists traveling to central Florida destinations such as Orlando and Tampa.

Originating near Sault St. Marie at the northernmost tip of Michigan, I-75 is a primary north/south route through the eastern half of the United States. This highway passes through Ohio, Kentucky, Tennessee, and Georgia before terminating in Florida. Motorists traveling on I-75 can gain access to the subject property via I-275 or Gandy Boulevard.

Overall, regional access to the subject property is favorable. The area's well-developed network of high-speed interstates and superior local roadways significantly increases the Hilton's primary market area and facilitates the capture of both overnight guests and restaurant patrons.

Local Access and Visibility

Interstate highways that provide access to the hotel from I-275 include I-375 and I-175. Interstate 375 (Exit 10 off I-275) extends east from I-275 and terminates at 6th Street North, approximately nine blocks northwest of the Hilton. Interstate 175 (Exit 9 off I-275), which extends east from I-275 to its termination three blocks southwest of the subject property, provides the most convenient access to the hotel from I-275. Motorists travel east from the I-175 terminus along Delmar Terrace, turn north onto 1st Street South, and continue north two blocks to the Hilton's entrance. Direct access to the site is provided by 1st Street South, which forms the eastern boundary of the subject parcel. As it passes the property, 1st Street South is a three-lane, one-way route carrying northbound traffic. The one-way street system

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throughout downtown St. Petersburg facilitates traffic flow and does not impede access to the hotel; the Hilton's proximity to the terminus of I-175 is also advantageous. Secondary access is provided by 2nd Street South (a one-way, southbound route), which forms the parcel's western border.

A clear view of the Hilton is available from the eastern portion of I-175 and from 1st Street South. The 15-story hotel rises well above most of the surrounding improvements, and thus is highly visible throughout the downtown region. In addition, the property is bordered by roadways on the south, east, and west, and its parking area separates the hotel improvements from the office building that adjoins the parcel to the north.

Airport Access

Tampa International Airport is the major commercial airport serving the Tampa Bay area. Access to downtown St. Petersburg from Tampa International Airport is provided by I-275, which crosses Old Tampa Bay via the seven-mile long, eight-lane Howard Frankland Bridge. The expansion of the Howard Frankland Bridge, which was completed in 1992, has significantly improved transportation between Tampa and St. Petersburg and neighboring communities. This expansion more than doubled the capacity of the bridge, and has alleviated the congestion problem that plagued the original span. As a result, travel time between St. Petersburg and Tampa International Airport has been reduced significantly, particularly during peak traffic periods. Guests of the subject property can now reach the Tampa International Airport in 20 to 25 minutes under normal driving conditions.

A few commercial airlines and private planes use St. Petersburg-Clearwater International Airport, which is located west of the Howard Frankland Bridge in Clearwater. To reach the subject property from this facility, motorists take Roosevelt Boulevard to southbound I-275, and continue into downtown St. Petersburg. Private and corporate planes also have access to Albert Whitted Airport, which is located two blocks south of the subject property, off 1st Street South.

Access to Local Demand Generators

The St. Petersburg Bayfront Hilton is situated in close proximity to a number of the area's generators of lodging demand. The following table outlines some of these demand generators and their distance from the subject site.

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Table 3-1         Local Demand Generators
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                                    Approximate Distance
                                      from Subject Site      Approximate Driving
      Demand Generator                   (in Miles)           Time (in Minutes)
      ----------------                   ----------           -----------------

      Bayfront Center                      <.0.1                       0
      Florida International Museum           0.5                       5
      Poynter Institute                      0.5                       5
      University of South Florida            0.5                       5
      Thunderdome                            1.5                       5
      St. Petersburg Beach                  10.0                      15

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The subject site is situated in close proximity to leisure attractions, offices, and educational institutions which generate some room night demand; however, a majority of the Hilton's occupancy is derived from meeting and group business that originates from outside the St. Petersburg area.

Utilities

The subject site is served by all necessary utilities, which are provided as follows.

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Table 3-2 Available Utilities
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                 Utility                    Provider
                 -------                    --------

                 Water                      City of St. Petersburg
                 Sewer                      City of St. Petersburg
                 Electricity                Florida Power
                 Gas                        People's Gas
                 Garbage and Trash          Waste Management of Tampa
                 Local Telephone            GTE
                 Long-Distance Telephone    MCI

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Soil and Subsoil Conditions

Geological and soil reports were not provided to the appraisers or made available for review during the preparation of this report. The appraisers are not qualified to evaluate soil conditions other than by a visual inspection of the surface.

Nuisances and Hazards

The appraisers have not been informed of any site-specific nuisances or hazards, and there were no visible signs of toxic ground contaminants at the time of our inspection. Because the appraisers are not experts in this field, we do not warrant the absence of hazardous waste, and we urge the reader to obtain an independent analysis of this factor.

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Flood Zone

Possible locational hazards include flood potential. According to the Flood Insurance Rate Map for Community Number 125148, Panel 23 (revised in 1983), part of the subject site lies within the A8 flood zone, which represents an area of 100-year flood.

Seismicity

Information regarding the seismicity of the area surrounding the subject property was not available, but we assume that the hotel is not situated in an area of seismic danger.

Conclusion

The subject parcel appears well suited as the site of a lodging facility. We have analyzed the issues of size, topography, access, visibility, and the availability of utilities, and we note the following advantages and disadvantages.

Advantages

o     Good visibility throughout the downtown area

o     Harbor view from most guestrooms

o     Convenient access to downtown St. Petersburg and Tampa

Disadvantages

o     Non-oceanfront location

The subject site's capacity, configuration, and access pattern are considered appropriate for its current use. The parcel is well situated with respect to surrounding highways, and access is favorable. Transportation from the Hilton to Tampa International Airport was significantly improved by the recent expansion of the Howard Frankland Bridge, and a clear view of the hotel is available from the surrounding area.

IMPROVEMENTS

The quality of a lodging facility's physical improvements has a direct influence on its marketability and attainable occupancy and average rate. The design and functionality of the structure can also affect operating efficiency and overall profitability. This section investigates the subject property's physical improvements and personal property in an effort to determine how they contribute to total value. The following description of the improvements is based on our inspection of the hotel and information provided by the subject property's management representatives.

The St. Petersburg Bayfront Hilton is a full-service lodging facility containing 333 rentable units, +/-31,844 square feet of meeting space, two

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restaurants, a lounge, an outdoor swimming pool, a health club, a gift shop, and appropriate back-of-the-house facilities. The 15-story property was constructed in January of 1970, opened in 1971, and is 26 years old as of the date of this appraisal. As noted earlier, the hotel was acquired by the Ashford Financial Corporation in September of 1994. Overall, the hotel is judged to be in good condition, and management representatives report that all building systems are in working order. The property operates under a license agreement with the Hilton Hotel Corporation, and reportedly meets the standards for lodging facilities of that brand. Based on our inspection and information provided by management representatives, the following table summarizes the facilities available at the subject property.

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Table 3-3 Facilities Summary
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      Guestrooms (No. of Units)
        Kings                                                          121
        Double/doubles                                                 184
        Suites                                                          28
                                                                    ------
            Total                                                      333

      Food and Beverage Outlets (No. of Seats)
        Charmene's Restaurant                                          160
        Pizza Hut Food and Fun Court                                    32
        Brandi's Lounge                                                 85

      Meeting and Banquet Rooms (Square Footage)
        Grand Ballroom                                               7,221
        Bayboro Room                                                   986
        Skyway Room                                                    475
        Pier Room                                                      450
        Harborview Room                                                731
        Boardroom                                                      423
        Dali Room                                                    2,120
        Janus Room                                                   1,749
        Whitted Room                                                 2,067
        Poynter Room                                                 2,220
        Demens Room                                                    975
        Williams Room                                                  975
        Pinellas East                                                  496
        Pinellas West                                                  192
        Executive Conference Center                                  1,664
        Pre-Function Space                                           9,100
                                                                    ------
            Total                                                   31,844

      Recreational & Other Amenities
        Outdoor swimming pool and whirlpool,
        health club, gift shop, travel agency
      Surface Parking Spaces                                           200
      Elevators
        Three passenger, one service
      Life-Safety Systems
        Full sprinkler system, hard-wired smoke alarms
      Laundry
        Two 125-lb.-capacity washers, one 75-lb.-capacity washer, four 110-lb.-capacity dryers
      Construction Details
        Steel and concrete structure, paint and stucco exterior, double-paned, glazed windows

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Property Exterior

The hotel structure is situated on the south side of the site. Paved parking areas accommodating 200 vehicles are located on the north side of the parcel; additional parking is available to hotel guests at the Bayfront Center, across the street from the Hilton.

Primary vehicular access to the subject property is provided by 1st Street South (a one-way, northbound route), which forms the site's eastern boundary. From 1st Street South, guests can either drive through the hotel's porte cochere to the parking lot or enter the parking lot directly through a separate driveway entrance located just north of the porte cochere. Secondary access to the parking lot is provided by 2nd Street South (a one-way, southbound route), which forms the subject site's western boundary.

Two main entrances to the hotel are available. One is located at the porte cochere, on the east side of the hotel structure; another is found on the north side of the building, and is the most convenient means of access from the parking lot. A third entrance is located on 4th Avenue South (a one-way, westbound route), which borders the subject site to the south; this entrance provides direct access to the meeting and banquet areas and the leased health club, which is open for public membership. Service traffic can gain direct access to the hotel's loading dock, which is located on 2nd Street South.

The hotel building is constructed of steel and poured/cast-in-place concrete. The exterior walls consist of poured concrete and feature an off-white paint and stucco finish. None of the hotel's double-pane, glazed windows can be opened. Roofing is of metal and concrete, and is covered with asphalt and roll roofing. The red Hilton logo and name mark the structure's west side, and a sign bearing the Hilton logo is installed on the east side of the building.

Construction and Design

The subject property features a 15-story guestroom tower and two adjoining one-story buildings that house a majority of the public space. The one-story structure located on the north side of the improvements was constructed when the building was gutted and renovated in 1986/87, prior to the reopening. This new construction involved expanding the lobby and installing a new entrance on the east side of the hotel. Another one-story building is situated immediately south of the guestroom tower; this structure houses the meeting space and most of the back-of-the-house facilities.

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A majority of the Hilton's public space, including the lobby, the administrative offices, the food and beverage outlets, the gift shop, the outdoor swimming pool, the meeting space, and the back-of-the-house facilities, is located on the first two floors. All of the function rooms are situated on the first floor. Guestrooms are located on the second through 15th floors. Until December of 1995, the 14th and 15th floors had been designated as concierge levels, but this designation has been terminated. The area that formerly served as the concierge lounge is situated on the 15th floor, and is now used as overflow meeting space.

Lobby

The lobby occupies the northeastern portion of the hotel's first floor. Guests enter the building through the porte cochere, and the front desk is situated directly to their left; an alcoved sitting area is located directly right of the main entrance. Brandi's Lounge and Charmene's Restaurant lie ahead, in the northwestern portion of the first floor. Guest elevators, which are not visible from the front desk, are located beyond the front desk to the left, before Brandi's Lounge. Guests who use the second main entrance, which is located on the hotel's north side, find Brandi's and Charmene's to their left, the front desk and alcoved sitting area to their right, and the elevator lobby directly ahead. A gift shop is situated to the right of the guest elevators, and a travel agency is located to the left. Two hallways extend from either side of the guest elevators and lead to the hotel's south side, which houses the meeting and banquet space, the sales and executive offices, the health club, and the Pizza Hut Food and Fun Court. Most of the subject property's public space was recarpeted in 1995, including the lobby.

Food and Beverage Outlets

The subject property features three food and beverage outlets. Charmene's, which is located west of the lobby, is the hotel's main restaurant, and provides breakfast, lunch, and dinner seven days a week. This facility is open from 6:30 am to 2:00 pm and from 5:00 pm to 10:00 pm (9:00 pm on Sundays). The north side of the 160-seat restaurant has a casual atmosphere, featuring open tables and a view of the hotel's lobby to the east and the outdoor pool to the north, while the south side features a more intimate setting, featuring a number of booths and small, private rooms. In 1993 (under Seaway Management), Charmene's was divided into two areas, one of which was occupied by Eli's Steakhouse. After acquiring the hotel, the Remington Hotel Corporation returned the food and beverage outlets to their former configuration (i.e., one 160-seat facility known as Charmene's). Overall, the restaurant appears to be in good condition; a cosmetic upgrading was completed in 1996. Management representatives indicate that they

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intend to change the restaurant's overall concept and menu in the near future.

Brandi's Lounge adjoins the east side of Charmene's. Guests enter the lounge from the lobby and encounter the bar on the left; Charmene's is located directly ahead. Including the lounge area that is situated south of the bar, Brandi's has a total seating capacity of 85.

In 1993, the New York Deli was converted to the Pizza Hut Food and Fun Court. This 32-seat facility, which is located in the southeastern portion of the hotel, also has a separate entrance from 1st Street South. Open for lunch daily, this food and beverage outlet offers standard fare from Pizza Hut (made on the premises), as well as various deli selections and frozen yogurt. All items are available for take-out or delivery (including guestroom pizza delivery), or can be eaten on the premises. The Food and Fun Court also offers an array of video games and vending machines. The addition of this outlet has enabled the subject property to offer guests a fast and inexpensive food alternative while also attracting patronage from nearby buildings.

Meeting and Banquet Space

As noted earlier, the Hilton's function space is concentrated on the first floor, in the south side of the building. Fifteen meeting and banquet rooms provide a total of 22,744 square feet of space, not including 9,100 square feet of pre-function space. As guests enter the south wing of the hotel, the 7,221-square-foot Grand Ballroom (which is divisible into two sections) is situated to the left (west). A hallway extending to the right (east) leads to the Bayboro Room, the Board Room, the Skyway Room, the Pier Room, the Harbor Room, and the Pinellas East and West Rooms. These facilities have no direct kitchen access, and thus are not used for banquets. Farther south, another hallway extends in a westerly direction along 4th Avenue South, providing access to the hotel's Williams Room, Demens Room, Dali Room, Janus Room, Whitted Room, Poynter Room, and the Executive Conference Center. These rooms are connected to the kitchen by a service corridor. The Dali, Janus, and Whitted Rooms can be combined to form what is commonly referred to as the Junior Ballroom. The Demens Room and the Williams Room, which each measure 975 square feet, can also be joined together. The Executive Conference Center, which located in the southwest corner of the hotel, can be divided into eight separate rooms.

By virtue of its disproportionately large inventory of meeting space, the Hilton successfully penetrates those portions of the meeting and group market

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that require a high ratio of meeting space to guestrooms. Management representatives report that carpeting in many of the meeting rooms was replaced in 1995, and the lighting grids in the Grand Ballroom were replaced in 1996.

Guestrooms

The subject property's 333 guestrooms consist of 121 king units, 184 double/doubles, and 28 suites. The average guestroom measures 325 square feet. Typical king rooms are furnished with a king bed, a chest of drawers, a television stand, a desk and chair, two nightstands, and either a sofa, a lounge chair, or an activity table with two chairs. Standard double/double rooms are equipped with two double beds, a chest of drawers, a television stand, a desk and chair, and one nightstand. All units offer a remote-control color television with on-command video, a digital alarm clock, a telephone, and an iron and ironing board.

All guestrooms feature carpet flooring, vinyl wallcovering, popcorn ceilings, and a combination of fluorescent and incandescent lighting. At the time of our inspection, the subject property's guestrooms appeared to be in good condition. Guestrooms soft goods (including carpets, draperies, and bedspreads) were replaced in all units in 1994 and 1995. The subject property acquired on-command video in 1995, and the guestroom telephone and key systems were upgraded in 1996. Nine units have been modified for the use of disabled guests, and four of these have roll-in showers; management representatives indicate that the number of wheelchair-accessible guestrooms will be increased to 12 in the near future.

Guestroom Corridors

Guestroom corridors are wide enough to permit the easy passage of housekeeping and room service carts. The corridors are finished with carpets, vinyl wallcovering, popcorn and tile ceilings, and fluorescent lighting fixtures. Stairwells are located at each end of the corridors, and vending and ice machines are located on the west end of the guestroom floors.

Management has created no-smoking levels on Floors 3, 4, 5, 6, 7, 9, 10, and 14 floors; the west wing of the 11th Floor has also been set aside for non-smoking guests. This yields a total of 215 units, which is more than 64% of the hotel's overall room count. This type of amenity costs very little and requires no structural changes. We expect that the number of rooms allocated for this purpose will be increased or reduced depending on demand and guest response.

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Recreational Amenities

Recreational amenities at the subject property include an outdoor swimming pool, an outdoor whirlpool, a health club, and a small game room. The outdoor swimming pool and whirlpool are located near the northwest corner of the hotel structure, just outside Charmene's Restaurant. A path extending west from the hotel's north entrance leads to the swimming pool; this is also accessible from Charmene's and Brandi's, and from the west end of the second floor (via a set of outdoor stairs).

St. Anthony's Health and Fitness Connection, which is leased to an outside operator, is located in the southeastern corner of the hotel, directly east of the entrance from 4th Avenue South. The health club is equipped with a number of treadmills, stationary bikes, stairclimbers, rowers, Cybex machines, free weights, and an aerobics floor. Hotel guests are charged $5 to use the health club, and this amount can be charged to their rooms.

A small selection of video games is available in the Pizza Hut Food and Fun Court, in an area that is kept open when the food service area is closed. Additional amenities at the hotel include a gift shop (installed in 1996) and an in-house travel agency, which are both leased to outside operators.

Back-of-the-House Space

A majority of the subject property's back-of-the-house space is situated on the first two levels. The kitchen is strategically located on the west side of the first level, between Charmene's and the banquet rooms. According to management representatives, the kitchen is of sufficient size and is well equipped to meet the property's needs. The southern half of the kitchen serves Charmene's and handles room service, while the northern half is dedicated to banquet use. A service corridor extends from the kitchen and provides direct access to the Grand Ballroom, the Junior Ballroom (the Janus, Dali, and Whitted Rooms), the Demens and Williams Rooms, the Poynter Room, and the Executive Conference Center.

Most of the subject property's administrative offices are located on the east side of the first level. The reservations and accounting offices, which are located behind the front desk, connect to the sales and executive offices, which are situated farther south. A set of doors leading to the sales and executive offices is located on the east side of the Grand Ballroom pre-assembly area, just north of the hallway that extends east to the smaller meeting rooms. The human resources office and the employee dining area are located on the west side of the first level, west of the kitchen; an employee entrance is located on 2nd Street South, just south of the loading dock.

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Housekeeping, laundry, mechanical, and electrical areas are located on the second level. The laundry room is equipped with two 125-pound-capacity washers, one 75-pound-capacity washer, four 110-pound-capacity dryers, two folders, and one ironer. The property uses chutes to transport soiled laundry, and storage areas for housekeeping supplies are located on Floors 3 through 15. Based on information provided by management representatives, all of the subject property's operating systems are in working order.

Vertical Transportation

Vertical transportation is provided by one passenger elevator with a 4,000-pound capacity, two with 3,000-pound capacities, and one service elevator with a 2,500-pound capacity. The three passenger elevators are located slightly east of the center of the tower, and the service elevator is located at the west end. All four elevators are electric and provide access to each of the hotel's 15 floors; the elevators were last renovated in 1994, and the cabs were being upgraded at the time of our inspection. In addition, stairwells are located at each end of the guestroom tower.

Heating, Ventilation, and Air Conditioning

Heating is provided by four natural-gas boilers that were installed during the 1987 renovation. Heating, ventilation, and air conditioning (HVAC) for the guestrooms are provided by a centralized, two-pipe system that was also installed in 1987. The centralized HVAC system for the public areas employs one packaged air conditioner and 18 air handling units. The subject property has a total of four chillers. Management representatives indicate that with the exception of a main hallway air conditioning unit that needs replacement, all HVAC equipment is in good working condition.

Fire Protection

Fire sprinklers are installed throughout the subject property. These are augmented by hard-wired, single-station smoke alarms in the guestrooms, public spaces, and employee work areas and a voice alarm system. The property's fire alarm is wired to the front desk, but is not connected to the fire department.

Security

Guestrooms are equipped with electronic locks, which provides some measure of security. We also note that the property features separate entrances for employees and guests, and access to the swimming pool area and to certain hotel entrances is restricted at night. Management representatives believe that security is adequate.

Asbestos

According to information provided by management representatives, there is no asbestos present in the subject property's improvements; however, we have not been provided with an asbestos report to confirm this assertion.

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The reader should be advised that any costs associated with asbestos removal or containment may have an unfavorable impact on the hotel's market value, and the estimate set forth in this appraisal reflects our value conclusions prior to the deduction of any such costs. We suggest that interested parties initiate an independent analysis regarding current asbestos levels and the capital expenditures necessary to remove any asbestos that is present.

ADA Conformance

Following the January 26, 1992 passage of the Americans with Disabilities Act
(ADA), hotels are subject to new physical standards. The appraisers are not experts on ADA compliance, and we render no opinion regarding the subject property's conformance to ADA standards. Capital expenditures that may be necessary to bring the property into accordance with the ADA will reduce our estimate of market value. Any ongoing costs related to ADA regulations are expected to be funded by normal replacement reserves.

Improvements Conclusion

Overall, the subject property's improvements appear appropriate for hotel use. The hotel features good-quality construction, and the building systems are reported to be in good working order. Although the property opened in 1971, an extensive renovation that was completed in 1987 addressed most of the building systems. The guestrooms and public areas appear to be in good condition, and should require only normal maintenance in the near future. The property offers an unusually large amount of meeting and banquet space (more than 31,000 square feet) for a 333-room hotel, which is a competitive advantage in terms of capturing meeting and group demand. The food and beverage outlets are in good condition, and enhance the hotel's ability to attract both guests and local patrons. For the purpose of this appraisal, we assume that the Hilton will be maintained in its current condition throughout the ten-year holding period. Specifically, we assume that management will employ standard preventive maintenance measures, and that a reserve for replacement fund will be established to cover the cost of any capital expenditures that may be necessary in the future.

ZONING

According to the zoning regulations of the City of St. Petersburg, the subject property is zoned as follows.

                        CBD 2 - Central Business District

This zoning designation predominates in the subject property's immediate area. Uses that are expressly permitted under this classification include lodging facilities, office towers, and retail outlets. Based on this

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information, the subject property appears to conform to local zoning regulations. We assume that all necessary permits and approvals have been secured (including an appropriate liquor license), and that the subject property was constructed in accordance with local zoning ordinances, building codes, and all other applicable regulations. Our zoning analysis should be verified before any physical changes are made to the hotel.

ASSESSED VALUE AND TAXES

Property tax is one of the primary revenue sources of municipalities. Based on the concept that the tax burden should be distributed in proportion to the value of all properties within a taxing jurisdiction, a system of assessments is established. Theoretically, the assessed value placed on each parcel bears a definite relationship to market value, so properties of equal market value will have similar assessments and properties with higher and lower values will have proportionately larger and smaller assessments. Depending on the taxing policy of the municipality, property taxes can be based on the value of the real property or the value of the personal property and the real property. The taxing jurisdiction governing the subject property assesses both real and personal property. Assessments are based on an income approach, and the assessed value ratio is reported to be 100% of market value.

Because the objective of assessed value is to maintain a specific value relationship among all properties in a taxing jurisdiction, comparable hotel assessments should be evaluated to determine whether the subject property's assessed value is equitable. A review of the assessed values of four comparable hotels in Pinellas County reveals the following information.

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Table 3-4 Assessed Value of Comparable Hotels
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                                     Total Assessment        Assessment per Room
                                  -----------------------   --------------------

                         No. of      Real       Personal       Real     Personal
Hotel                    Rooms     Property     Property     Property   Property
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Subject Property          333     $9,312,900   $1,312,340    $27,967     $3,941
Renaissance Vinoy         360     29,780,200          N/A     82,723        N/A
Heritage Holiday Inn       72      1,247,300      267,280     17,324      3,712
Courtyard by Marriott     149      3,288,300       90,180     22,069        605
Hampton Inn               118      2,498,900      470,830     21,177      3,990

                   Source: Pinellas County Assessor's Office

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The previous table illustrates the assessed values of the Hilton and four of its competitors that are located in Pinellas County. We note that although the two properties compete by virtue of their nearby locations, the Renaissance Vinoy offers facilities that are far superior to those of the subject property; consequently, it is appropriate that the total per-room assessment of the Renaissance Vinoy is substantially higher than that of the Hilton. The subject property's real property assessment is higher than those of the Heritage Holiday Inn, the Courtyard, and the Hampton Inn on a per-room basis. Given its greater scope of facilities (and its extensive meeting space in particular), the Hilton's higher assessed value appears appropriate. The subject property's per-room personal property assessment is higher than those of the Courtyard and Heritage Holiday Inn, but is slightly lower than that of the Hampton Inn, which again appears reasonable given the amount and condition of its personal property.

The Hilton's tax burden is allocated to several categories: Pinellas County, School (State of Florida), School (City of St. Petersburg), City of St. Petersburg, Southwest Florida Water Management, Miscellaneous Pinellas County, Juvenile Welfare, Suncoast Transit Authority, and City of St. Petersburg Debt. The overall tax rate equates to 25.6430 per $1,000 of assessed value for real property, and 24.2323 per $1,000 of assessed value for personal property. In 1996, the Hilton's assessed values were $9,312,900 for real property and $1,312,340 for personal property. Thus, the subject property's 1996 tax burden is calculated as follows.

                                 Real Property:

                       $9,312.900 x 25.6430 = $238,810.69

                               Personal Property:

                        $1,312.340 x 24.2323 = $31,801.02

The subject property's total 1996 tax burden is $270,611.71. Applying projected inflationary increases to this amount yields the following forecast of property taxes.

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================================================================================
Table 3-5 Forecast of Property Taxes
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                                          1997        1998     Stabilized
      -------------------------------------------------------------------
      Projected Property Taxes (+000)     $280        $290        $300

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NEIGHBORHOOD

The neighborhood surrounding a lodging facility often has an impact on a hotel's status, image, class, style of operation, and sometimes its ability to attract and properly serve a particular market segment. This section investigates the subject property's neighborhood and evaluates any pertinent locational factors that could affect its occupancy, average rate, food and beverage revenues, and overall profitability.

The subject property's neighborhood features a mixture of first-class retail and office space along the west side of 1st Street South, north of the hotel. Low-rise commercial buildings and middle-income residential housing characterize the area south of the Hilton along 1st Street South and the secondary streets west of 1st Street South. A number of vacant lots are also located in the immediate area. The hotel is situated approximately two blocks south of the most densely developed portion of St. Petersburg's central business district (the area that houses the newest and largest offices) and one block west of the Tampa Bay coastline.

Low-rise commercial buildings and middle-income residential developments prevail in the areas south and west of the Hilton, which is located at the southernmost end of downtown St. Petersburg. The blocks north of the hotel are dominated by commercial uses such as office space and retail outlets.

Directly north of the subject property is the 12-story, 239,000-square-foot City Center office building, which was completed in 1984; anchor tenants in this retail/office complex include Northern Trust Bank, Hough & Co., and VSI. The center of the downtown district commences one block north of the City Center building, near 1st Avenue North and 1st Avenue South. Pinellas County's newest and tallest office building, the Barnett Tower, is located in this district. This structure, which opened in the spring of 1991, contains 263,000 square feet of office space on 26 floors. The first two levels house retail outlets and restaurants; the building's total square footage is estimated at 307,000. Other major office buildings in the central business district include the Bankers Financial Center, the South Trust Building, and Plaza Tower and Shops. The Bankers Financial Center (which was

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completed in 1984) is a 17-story, 260,000-square-foot building with a 500-car garage and 5,000 square feet of retail space. Recently acquired by Bankers Life Insurance Company, the tenth floor underwent a $175,000 build-out and renovation that was completed in early 1996. The South Trust Building (which was constructed in 1985) is a 17-story, 207,000-square-foot office building with a 225-car garage. The Plaza Tower and Shops is a retail and office complex that measures approximately 150,000 square feet. This facility houses companies such as Republic Bank, Cherry Bekaert & Holland, and J.S.A. Health Care Corp.

The dominant employment sectors in downtown St. Petersburg are health and Medical Services; Finance, Insurance, and Real Estate; Publishing; Business Services; Retail Trade (including hotels ); and Education and Research. The area has three major hospitals, and the downtown market contains roundly 1,960,000 square feet of multi-tenant office space. The ten-square-mile district known as the St. Petersburg Enterprise Zone includes all of the downtown area and adjacent neighborhoods to the west and south. Those who establish or expand businesses in the zone, hire employees from the zone, or contribute to approved community projects within the zone can receive valuable state tax credits; in 1995, 40 businesses received a total of $500,000 in state tax credits as part of this program.

A significant amount of the downtown office space was constructed in the 1980s, when the area underwent a surge in development activity. At that time, the St. Petersburg central business district was expected to emerge as the second most prominent regional center, after Tampa; however, market trends and economic conditions in the late 1980s and early 1990s had a sobering effect on the absorption of new space. High vacancies placed severe downward pressure on rental rates, and as a result, the downtown district has evolved into a secondary office location within the Tampa-St. Petersburg market. At present, much of the space is occupied by the back-office components of firms located in Tampa. Other tenants include financial institutions, insurance companies, law firms, and accounting firms. On the whole, these types of businesses do not produce strong hotel demand, and the number of commercial room nights generated by the central business district office market is limited.

One of the area's noted tourist attractions is the Pier, a mixed-use complex that features food and beverage facilities, an aquarium, and retail outlets housed in a five-story building at the end of the St. Petersburg Pier. This facility was expanded and renovated, at an estimated cost of $12,500,000, in

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1988. Annual attendance is approximately 2,000,000, and the Pier is estimated to have an annual economic impact of some $20,000,000. The Pier Aquarium is managed by the University of South Florida Science Department (St. Petersburg campus) and hosts an estimated 750,000 visitors each year.

Al Lang Stadium is located on the downtown waterfront at 1st Street South, just east of the subject property. This 6,300-seat, outdoor stadium is home to the St. Petersburg Cardinals (the area's permanent minor league baseball team), and is used by the St. Louis Cardinals during spring training. The Tampa Bay Devil Rays will also use the stadium for spring training during their first season in 1998.

The Bayfront Center, which is situated directly southeast of the Hilton, features an 8,400-seat arena and the Mahaffey Theater for the Performing Arts, which seats 2,000 people. Approximately 1,800 parking spaces are available on the site. Both the Tampa Bay Terror, a member of the National Professional Soccer League, and the Tampa Bay Windjammers, a member of the United States Basketball League, play home games at the center. The arena has also been used to host "Disney on Ice," and three major boat shows are held there each year. The center was constructed in 1990 at a cost of $25,500,000, which included a renovation of the existing arena.

Immediately north of the Pier, along the waterfront, is the newly restored Renaissance Vinoy Hotel. This facility was constructed in the 1920s and reopened as Stouffer's Vinoy Resort in mid-1992. The property offers 360 guestrooms (102 of which are housed in a new wing that adjoins the original structure), a parking garage, a marina, a golf course, and a spa.

Although it is not located in the subject property's immediate neighborhood, the Thunderdome (formerly known as the Suncoast Dome, and soon to be renamed Tropicana Field) is one of downtown St. Petersburg's important activity centers. This $110,000,000 facility was completed in February of 1990 and is located roughly 12 blocks west of the Hilton, near the intersection of Interstates 275 and 175. The multi-purpose, domed stadium is the largest enclosed, climate-controlled sports and entertainment facility in Florida, and seats 42,000 people for baseball and up to 50,000 for concerts. This venue also hosts a variety of sports events, trade shows, conventions, and so forth. The stadium features 152,000 square feet of uninterrupted floor space and 4,250 on-site parking spaces, and there are plans to expand on-site parking to 7,000 spaces.

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The primary purpose of constructing the Thunderdome was to attract a National League baseball team. Although the city was unsuccessful in obtaining an expansion team in 1992, it was announced on March 9, 1995 that a team tentatively known as the Tampa Bay Devil Rays would begin play at the Thunderdome. This new major league franchise, which is expected to enter the American League, was acquired for a reported price of $130,000,000. Although this franchise's impact on the local hotel market remains unknown, the subject property is expected to capture some demand generated by visiting teams, fans, and members of the press.

The National Hockey League Tampa Bay Lightning and the Arena Football League's Tampa Bay Storm have set staggering single-game attendance records in the Thunderdome in recent years. On October 7, 1996, the Thunderdome closed for a $62,000,000 renovation. The stadium will undergo a 15-month upgrade, resulting in 3,000 additional seats (increasing the seating capacity for baseball to 45,000), 19 new escalators and elevators, wider concourses, a new food court, 85 new concession and souvenir counters, and fan and children's activity areas. The construction project is anticipated to create an economic spin-off of $125,000,000, including 1,900 new jobs and $39,000,000 in wages. According to the Tampa Bay Devil Rays' managing general partner, the home-base presence of the team will create an annual economic impact estimated at $170,000,000 to $200,000,000 once they take the field in 1998.

In March of 1994, the Thunderdome hosted the first round of the NCAA basketball championships, and it will host the Final Four of this event in 1999. The facility will also be the site of the men's NCAA basketball southeast regional tournament in 1998. The City of St. Petersburg is expected to reap an economic impact of nearly $70,000,000 from the two events.

Other attractions in downtown St. Petersburg include a number of museums. The Salvador Dali Museum houses the world's largest collection of the artist's work, valued at over $125,000,000. This facility underwent a $1,100,000 expansion in 1988 involving the addition of a community room, a library, and storage space for the collection; during 1995, an interior renovation valued at $165,000 expanded the museum's wall space by 130%. It is estimated that 250,000 visitors attend the museum each year.

The Museum of Fine Arts features European, American, pre-Columbian and Asian art, sculpture, and period rooms with antiques and historical furniture. The museum is renown for its gallery of Steuben crystal. In 1988,

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this Mediterranean-style facility, which is located on the downtown waterfront, underwent a $2,200,000, 30,000-square-foot expansion involving the addition of a second floor.

The Florida International Museum (formerly known as the Florida Cultural Exhibit Center) opened in 1994 on the site formerly occupied by the Maas Brothers department store. Acquired and renovated by Florida Cultural Exhibitions, this facility is designed to house traveling international exhibitions. The first exhibit, "Treasures of the Czars," attracted more than 600,000 visitors in six months of 1995. The second exhibition, "Splendors of Ancient Egypt," opened in February of 1996 and attracted approximately 300,000 people during its six-month run. The museum's current exhibition, "Alexander the Great," began on October 1, 1996 and will continue until the end of March, 1997; this show is expected to attract 500,000 attendees.

Other museums in the area include Great Explorations and the St. Petersburg Museum of History. A $1,000,000 renovation of a former sporting goods store produced Great Explorations. This facility, which houses rotating exhibits, a gift shop, and hands-on activities in the arts, science, and health fields, draws approximately 130,000 visitors annually. The St. Petersburg Museum of History features three separate galleries, and recently underwent a $1,000,000 renovation and expansion.

The Poynter Institute and the St. Petersburg (Bayboro) campus of the University of South Florida (USF) are located south of the subject property, within walking distance. The Poynter Institute is a private, non-profit, accredited teaching and research institution dedicated to newspaper and broadcast journalism. The University of South Florida offers academic studies to approximately 2,500 students; the school also offers a graduate program in marine sciences. The $22,000,000 USF/DEP Marine Research Facility, developed on the St. Petersburg campus in 1994, is one of the most prestigious research facilities of its type in the country. The joint venture project was developed to serve the Florida Marine Research Institute, a branch of the Florida Department of Environmental Protection (DEP), and USF's marine science department. The six agencies that comprise the research complex currently employ more than 500 people, and bring important educational conferences and meetings to the area.

In conclusion, the neighborhood surrounding the St. Petersburg Bayfront Hilton appears moderately well suited for the operation of a first-class lodging facility. During the past 15 years, downtown St. Petersburg has

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experienced a surge of development activity, creating a small downtown urban environment consisting of waterfront parks, a university, numerous museums, public entertainment facilities, retail outlets, office buildings, and hotels. As noted earlier, the market also benefits from an extensive roadway system. However, only a small base level of commercial and meeting demand is generated by nearby offices, and a majority of the Hilton's occupancy is derived from groups that originate outside of St. Petersburg. Although entertainment facilities such as the Pier, the Bayfront Center, the Dali Museum, and the Thunderdome attract some visitors to the downtown district, these sources of diversion create minimal demand for overnight accommodations. Even when particular events do generate hotel demand, most of these guests are accommodated by the area's lower-priced lodging facilities. Although the neighborhood's attractive surroundings and first-class image enhance the subject property's reputation, the Hilton's high-quality facilities appear to be an overimprovement for this market.

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4. Market Area Analysis

The economic vitality of the market surrounding the subject property is an important consideration in forecasting lodging demand and income potential. Economic and demographic trends that reflect the amount of visitation provide a basis from which to project hostelry demand. The purpose of the area analysis is to review available economic and demographic data to determine whether the local market will undergo economic growth, stability, or decline. In addition to predicting the direction of the economy, the rate of change must be quantified. These trends are then correlated based on their propensity to reflect variations in lodging demand with the objective of forecasting the growth or decline in visitation by individual market segment.

Market Area Definition

The subject property's location can be analyzed on a number of levels. The area immediately surrounding the hotel is St. Petersburg, which is situated in Pinellas County, Florida. The primary economic market is the Tampa-St. Petersburg-Clearwater Metropolitan Statistical Area (MSA), which includes the Counties of Pinellas, Hillsborough, Pasco, and Hernando. Located about mid-peninsula along Florida's west coast, the Tampa Bay area includes Tampa, St. Petersburg, and Clearwater, three of Florida's fastest-growing cities. St. Petersburg is situated approximately 18 miles south of Clearwater, which is also located in Pinellas County, and 21 miles southwest of Tampa, which is located in Hillsborough County. What is known as the Suncoast region includes the four counties comprising the Tampa-St. Petersburg-Clearwater MSA, as well as Citrus and Manatee Counties.

Pinellas is the most populous of the four counties in the MSA. Although its 280 square miles account for only 7% of the Suncoast land mass, the county is home to more than one-third of the Suncoast residents. Pinellas County is located on Florida's Gulf Coast, in the western portion of the Tampa Bay metropolitan area, and borders Hillsborough County to the east, Pasco County to the north, and the Gulf of Mexico to the west.

                               [GRAPHIC OMITTED]

                                    AREA MAP

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Economic and Demographic Data

Based on fieldwork conducted in the area and our in-house sources, we have evaluated various economic and demographic statistics to determine trends in lodging demand. A primary source of economic and demographic statistics used in this analysis is the Complete Economic and Demographic Data Source published by Woods & Poole Economics, Inc., a well-regarded forecasting service based in Washington, DC. Using a data base containing more than 300 variables for each county in the nation, Woods & Poole employs a sophisticated regional model to forecast economic and demographic trends. Historical statistics are based on census data and information published by the Bureau of Economic Analysis. Projections are formulated by Woods and Poole. All dollar amounts have been adjusted for inflation, and thus growth or decline represents real change in constant dollars.

Population

The State of Florida has sustained a population growth rate higher than that of the nation as a whole. Between 1980 and 1995, the total statewide population increased at an average annual compounded rate of 2.5%; a more moderate (but still strong) growth rate of 1.8% was registered from 1990 to 1995. These figures far outpace the annual national increases of 1.0% between 1980 and 1995 and 1.1% from 1990 through 1995. Florida's significant growth can be attributed to an increase in the number of retirees who have moved to the area and the relocation of younger individuals who are seeking the employment opportunities and high standard of living that the state offers.

In terms of population, the Tampa-St. Petersburg-Clearwater MSA is the largest in Florida, and is second only to Atlanta in the southeastern region. Population is increasingly spreading into the suburbs, filling once-remote counties with new homes and subdivisions. On a national scale, the MSA ranks 23rd in population and 17th in number of households. The MSA sustained an average annual compounded population growth rate of 1.2% between 1990 and 1995; during the same period, Pinellas County registered an increase of only 0.5% annually. This disparity reflects the overall stability of Pinellas County's residential base. Pinellas is already the most densely populated county in Florida; between 1995 and the year 2000, population in Pinellas County is projected to increase at an average annual compounded rate of 0.8%, which is only slightly lower than the 0.9% growth rate anticipated in the nation as a whole. The state and the MSA are projected to achieve annual increases of 1.9% and 2.1%, respectively, outpacing both Pinellas County and the nation.

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Historically, population increases were the major impetus to the state's economic expansion; however, in recent years, business activity has surpassed residential volume as the driving force behind continued development. The Tampa-St. Petersburg-Clearwater MSA has been a strong participant in this trend; the area, and Tampa in particular, has long been one of the state's primary metropolitan centers and the location of a significant portion of Florida's business and industry. We find that the rate of population growth generally establishes a minimum rate of increase for commercial segment hotel demand; this observation also holds true for the meeting and group segment if a majority of the meetings are business-oriented.

Age Distribution

The age distribution of an area's population provides an indication of probable spending patterns; food, beverage, and banquet patronage; and the propensity to travel. A growing local population under the age of 20 is likely to yield greater banquet business in the form of weddings, proms, award dinners, and similar functions. Growth in the 20- to 39-year age group is likely to create increased lounge patronage and demand for entertainment facilities. Individuals aged 40 to 64 generally have the largest disposable incomes, and thus represent potential restaurant and lounge patrons. The following table summarizes the age distributions in Pinellas County and in the nation as a whole.

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Table 4-1         Population Age Distribution
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                                        Pinellas County                  USA
                             -------------------------------------      ------

      Age Group              1980       1990       1995       2000       1995
      ------------------------------------------------------------------------
      Under 20               21.5%      19.9%      20.0%      20.3%      28.8%
      20 - 39                23.6       27.3       25.5       23.6       30.8
      40 - 64                27.1       26.7       28.5       31.7       23.8
      65 and Over            27.8       26.0       26.0       24.4       16.6

      Median Age             45.8       42.0       43.0       43.9       34.3

                     Source: Woods & Poole Economics, Inc.

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The preceding table shows that Pinellas County, which is known as a retirement community, has a greater percentage of individuals aged 40 and over than the nation as a whole. As working-age people move to the area to fill jobs in the county's growing corporate and high-technology manufacturing community, the percentage of individuals under the age of 65 is expected to

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increase slightly and the percentage of residents 65 and over is expected to decrease.

St. Petersburg has been a favorite retirement area since an 1880s American Medical Association journal declared the city an exceptionally healthy place to live. While Tampa (in Hillsborough County) has evolved into a multicultural, diverse business center, St. Petersburg (and Pinellas County in general) has remained a retirement haven. However, development has been sweeping through the region throughout since the 1980s, and new and expanding firms are attracting younger workers to St. Petersburg; the city now has the youngest population in Pinellas County, with a 1995 median age of 38.6 (as compared to 43.0 in the county as a whole).

Retail Sales

Trends in retail sales reflect both changes in population and the propensity of area inhabitants and visitors to spend money on retail goods. Like population trends, retail sales have no direct correlation with hotel room night demand, but they do tend to gauge the economic health and vitality of the market. Between 1980 and 1995, retail sales in Pinellas County increased at an average annual compounded rate of 3.1%; the MSA and the state registered annual increases of 3.5% and 3.6%, respectively, during the same period. All three of these growth rates are significantly higher than that registered by the nation (at 1.9%). This data underscores the economic strength of the state as a whole.

Between 1990 and 1995, retail sales in the state and the MSA rose at average annual compounded rates of 3.3% and 2.7%, respectively, which exceeded the annual national average of 2.5%. During the same period, Pinellas County registered an annual increase lower than the national rate (at 2.0%). A substantial amount of tourism contributed to the retail sales gains exhibited by both the MSA and the state.

Forecasts for 1995 through the year 2000 indicate continued growth in retail sales in the MSA and the state, at average annual compounded rates of 1.8% and 1.9%, respectively. These levels are higher than the 0.8% annual gain anticipated for Pinellas County alone, and the 0.9% annual gain anticipated for the nation as a whole.

Personal Income

Personal income is similar to disposable income, and is defined as gross income available after taxes for the purchase of goods and services (i.e., available spending money). Personal income gauges the economic health of the local population and reflects market quality and the general ability to buy.

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Per-capita personal income levels in Pinellas County are significantly higher than national levels. This relationship suggests that residents of the St. Petersburg area enjoy an advantage over typical Americans in terms of the amount of money available to spend on retail goods and services. This increased spending ability contributes to a favorable environment for local commercial establishments, and restaurants in particular. It should be noted, however, that personal income does not take into account cost-of-living factors; as a result, it is possible for local residents to have higher income levels without enjoying greater affluence if the cost of necessities is greater than it is in other parts of the nation. However, according to third-quarter 1995 data assembled by the American Chamber of Commerce Researchers Association, the Tampa Bay metropolitan area had a cost of living index of 95.0, lower than the national average of 100.0.

Work Force Characteristics

The Tampa-St. Petersburg-Clearwater MSA was one of the regions that derived the greatest benefit from the Sunbelt phenomenon of the late 1970s and the 1980s. Economic activity in the area increased dramatically during that era, and total employment in the MSA rose at an average annual compounded rate of 3.6% between 1980 and 1995. Between 1990 and 1995, total employment increased by 2.2% annually, indicating that growth has slowed since the 1980s.

From 1980 to 1995, the strongest employment gain was registered in the services sector, which increased at an average annual compounded rate of 6.3%. The dominance of this sector mirrors trends in the national economy, although the magnitude of the gains were extraordinary. Strong growth was also apparent in the agricultural services and trade sectors, which recorded average annual compounded growth rates of 3.9% and 3.2%, respectively.

The slower growth rates recorded in the early 1990s are largely attributable to the national recession; however, the inherent strength of the market and area's desirability as a business location are reflected in the fact that most major employment sectors continued to expand during this period, albeit at a more moderate pace. Employment in the service sector increased at an average annual compounded rate of 4.4% between 1990 and 1995. Construction employment, which suffered significant declines on a national level, increased at an average annual compounded rate of 0.5% during these years. Total employment increased at an average annual compounded rate of 2.2%, and the only sectors of the MSA economy that

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reported declines during the five-year period were Mining and Federal Military employment.

Projections for the balance of the decade anticipate moderate growth rates in all sectors of the economy. Total employment in the MSA is projected to increase at an average annual compounded rate of 2.0% between 1995 and the year 2000, which is slightly lower than the 2.2% average annual compounded increase experienced between 1990 and 1995.

Manufacturing

It is significant to note that the MSA's manufacturing employment sector sustained a 1.3% average annual compounded growth rate between 1980 and 1995, and remained relatively stable between 1990 and 1995 despite the recession. These growth rates stand in dramatic contrast to national trends, which have exhibited a steady decline in manufacturing employment during the past two decades. Furthermore, manufacturing employment in the Tampa-St. Petersburg-Clearwater MSA is expected to continue to increase at an average annual compounded rate of 1.5% throughout the remainder of the decade.

According to surveys by Dun & Bradstreet and the Florida Department of Labor and Employment Security, the six-county Suncoast area surrounding Tampa Bay boasts more than 6,000 manufacturers employing some 125,000 individuals. Pinellas County is the second-largest manufacturing center in Florida, with a concentration of high-technology and biomedical products companies. During the past three decades, the county has built a strong manufacturing base consisting of 1,284 firms employing approximately 48,500 people. The county's 107 medical companies have witnessed dramatic increases in the number of new jobs in recent years.

Major Employers

Pinellas County also has its share of corporate headquarters. Some of the larger hometown companies include Danka Industries, Jack Eckerd Drugs, Florida Progress, Jabil Circuit, Raymond James Financial, and Tech Data. Overall, the major employers in Pinellas County represent a cross section of hotel demand potential. Some are national in scope, while others operate on a more local basis; some are engaged in manufacturing, and others are active in government, educational, medical, and financial services. The following table outlines the largest employers in Pinellas County.

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Table 4-2 Major Employers in Pinellas County
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                                                                      Number of
Company                            Product/Type                       Employees
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Pinellas County School Board       Public Education                     15,497
Home Shopping Network              Merchandising                         5,000
City of St. Petersburg             City Government                       3,859
Jack Eckerd Corp.                  Drug, Other Retail                    3,375
Morton Plant Hospital              Hospital                              3,215
Pinellas County Government         County Government                     3,157
Times Publishing                   Newspaper                             3,000
Florida Progress                   Electric Utility Holding Co.          3,000
Bayfront Medical Center            Hospital                              2,300
All Children's Hospital            Hospital                              1,857
E-Systems                          Defense, Electronic Systems           1,700
City of Clearwater                 City Government                       1,601
Raymond James Financial            Financial Services                    1,600
Mease Hospital                     Hospital                              1,500
Honeywell Space Systems Group      Aerospace, Avionics                   1,450
Tech Data Computer Products Co.    Computer Retail                       1,200
AT&T Paradyne                      Data Communications                   1,000
Essilor of America                 Plastic Lens (Optical)                1,000
Val-Pak                            Coupon Manufacturing                    847
Better Business Forms              Business Forms                          673
Lockheed Martin                    R & D of Electric Products              620
Linvatec                           Orthopedic Arthroscopy Equipment        580
Danka                              Automated Office Equipment              525

                      Source: Tampa Bay Book of Lists, 1996

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Economic Development

The Tampa Bay area as a whole has evolved into the legal, commercial, financial, and service center of Florida's west coast. The area is home to the operations, affiliates, and subsidiaries of more than 187 Fortune 500 firms. Pinellas County, and St. Petersburg in particular, evolved into a residential suburb of the more commercial areas of Tampa and is a popular retirement community. During the past 20 years, Pinellas County has undergone strong commercial growth as suburban office parks and, to a lesser extent, downtown neighborhoods have become the focus of development. Originally, much of this commercial construction involved light manufacturing industries such as electronics, medical products, and defense-related high technology. In the 1980s, the area became home to numerous small businesses and the back-office components of larger firms located in Tampa.

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The most recent trend has been toward the service industry. In 1994 (the most recent year for which data is available), 8,654 new businesses were formed in Pinellas County. Of these new businesses, approximately 25.2% are classified as business and financial services and 20.8% are categorized as residential services.

The commercial growth of Pinellas County has outpaced that of Hillsborough County, which recorded 7,275 new business formations in 1994. The 15,929 new businesses created in the two counties comprised 19.2% of the statewide total in that year; as a whole, the four-county metro area leads Florida in both employment and new business formations. Roughly 65% of total employment in 1995 in the Tampa Bay metropolitan area was white-collar, including professional/managerial (at 29.0%), administrative support (at 16.9%), sales (at 13.0%), and technical (at 6.5%). Blue-collar workers comprised 35% of the total; these employees are categorized as service workers (at 17.1%), craft/precision production/repair (at 8.4%), and operatives or laborers (at 9.1%). Pinellas County's unemployment rate decreased from 5.2% in 1994 to 4.6% in 1995; the unemployment rate in Hillsborough County also decreased, from 5.4% in 1994 to 5.1% in 1995.

The Tampa Bay MSA is Florida's second-largest financial market, and Pinellas County leads the MSA in terms of banking, with almost 300 bank and thrift offices and deposits topping $13 billion. With approximately the same size population as neighboring Hillsborough County, Pinellas accounts for $4.7 billion more in bank and thrift deposits. Downtown St. Petersburg has become known as the financial center of Pinellas County. Many of the major area banks have their headquarters here, and the city is home to three national financial companies: William R. Hough & Co.; Franklin Templeton Fund, a worldwide mutual fund company; and Raymond James and Associates, a national full-service securities brokerage. In addition, Republic Bank recently relocated its corporate offices to downtown St. Petersburg, Northern Trust Bank chose the city for its first Tampa Bay branch, and NationsBank moved two lending divisions and approximately 200 new jobs into its downtown St. Petersburg building.

Office Space

Hillsborough County remains the dominant commercial core of the MSA in terms of the concentration of office space and major employers. According to Tampa Bay's Maddux Report (July, 1996), Hillsborough County contains approximately 20,670,000 square feet of multi-tenant office space. The county's largest sub-market is Westshore, with approximately 9,260,000 square feet of multi-tenant office space, followed by downtown Tampa,

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with roundly 6,380,000. Overall, Hillsborough County reported a 15.8% office vacancy rate as of the end of the second quarter of 1996. During that quarter, the Hillsborough multi-tenant office market absorbed an estimated 60,975 square feet of space.

With approximately 8,980,000 square feet, Pinellas County houses the second-largest concentration of multi-tenant office space in the MSA. The county reported a vacancy rate of 14.2% at the end of the second quarter of 1996, reflecting a drop of 3.6 points from the period in 1995. During the same quarter, total net absorption in Pinellas County was 71,220 square feet, bringing the total to 367,130 square feet absorbed during the 12 months ended in June of 1996.

Downtown St. Petersburg is the third-largest concentration of office space in Pinellas County (after Clearwater/Bayside and Gateway/Mid-Pinellas), with a total of approximately 1,960,000 square feet. This sub-market also has the weakest office occupancy, and it registered a vacancy rate of 19.9% at the end of the second quarter of 1996. The downtown market is estimated to have absorbed 15,380 square feet of office space during that quarter.

Airports

At the center of the six-county Suncoast region is Tampa International Airport, which is perennially ranked by Conde Nast and the Airline Passenger Association as one of the top three airports in the world. The airport is designed so that walking distances are short. A central building, called the Landside Terminal, offers ticketing, baggage claim, parking, and shopping. Automated shuttles take passengers from the terminal to their planes at one of six airsides arranged like spokes of a wheel. In 1995, the airport added its sixth airside terminal (Airside A) in a $110,000,000 construction project; this new airside added 15 gates. The airport's 23 scheduled airline carriers offer more than 300 flights daily. In 1995, air passenger traffic totaled 11,396,130, 5.5% of which entailed international travel. We also note that more than 157,000,000 pounds of freight moved through the airport in 1995.

A few miles across Tampa Bay is the 2,000-acre St. Petersburg-Clearwater International Airport, in central Pinellas County. A $4,500,000 renovation of this facility was completed recently, and two new parking lots were added in 1996. The airport serves a growing charter business, and, with its own Free Trade Zone, also has a thriving freight service, where UPS and other major express companies do brisk business. More than 20,000,000 pounds of air cargo moved through this airport in 1995. Scheduled commercial

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carriers include ATA, Canadian, Canada 3000, and SunJet International, and charter service is available from USAir, Royal Air, Air Transat, and Nations Air. The following table summarizes airport activity in the subject property's market area in 1995.

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Table 4-3 1995 Airport Activity
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                                        Tampa           St.Petersburg-Clearwater
Type of Traffic                  International Airport    International Airport
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Passenger Traffic
   Domestic                            10,772,392                  878,805
   International                          623,738                  207,246
   Total                               11,396,130                1,086,051

Aircraft Operations
   Air Carrier,
     Domestic & International,
     Taxi, General, and Military          262,580                  188,077

Cargo (in Tons)                       157,124,331               25,560,000

Mail (in Tons)                         93,597,810            Not available

Runways (Length in Feet)
   Runway 1                                11,000                    8,500
   Runway 2                                 8,300                    5,165
   Runway 3                                 7,000                    5,000

Parking Spaces (1996)                      12,000                    1,100

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Convention Facilities

A number of convention facilities are located throughout the Tampa Bay region. The Tampa Bay Convention Center, which is located in the downtown district overlooking the Hillsborough River, includes 200,000 square feet of exhibit space and features a 36,000-square-foot ballroom and 42,000 square feet of meeting facilities. The convention center has a total of 22 meeting rooms with seating capacities ranging from 40 to 1,000 people. Parking for 450 cars is located under the building, and an additional 5,000 parking spaces are available within a four-block area. The Florida State Fairgrounds, located six miles from downtown Tampa, provides versatile facilities for year-round use. The exposition hall has 93,000 square feet of floor space, with a seating capacity of 12,500 or space for 322 exhibits or concessions. The air-conditioned structure has a 45-foot ceiling, enabling it to be used for circuses and sporting events, as well as trade shows. The 325-acre complex also provides numerous other exhibition buildings and

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entertainment centers, campsites with restrooms and showers, and parking for 16,500 cars.

Convention facilities in downtown St. Petersburg include the Thunderdome, the Bayfront Center, and the Coliseum Ballroom. The Thunderdome (which is currently closed for renovation) contains 152,000 square feet of unobstructed floor space and an additional 22,000 square feet of meeting space. On-site parking is available for 4,250 cars. The Bayfront Center's 8,400-seat arena and 2,000-seat auditorium provide space for Broadway shows, ice shows, circuses, concerts, conventions, exhibitions, and trade shows. The historic Coliseum Ballroom, which is located off of I-375 in downtown St. Petersburg, features the largest wooden dance floor in the southeastern United States, and can seat approximately 2,000 people.

Leisure Travel

By virtue of its miles of white beaches, favorable weather, and various attractions, the Tampa Bay area is among the nation's most popular vacation destinations. Visitors often divide their vacation time in Tampa with trips to Orlando, and to Disney World in particular.

In Pinellas County, the gulf beaches generate strong tourist activity, especially during the winter months. In 1995, more than 4,000,000 people visited Pinellas County, and visitor expenditures were estimated at over $2 billion. These figures reflect increases of 3.2% and 3.7%, respectively, over 1994 levels.

Tourist Attractions

As stated previously, the Pinellas County beachfront along the Gulf of Mexico is the major tourist attraction in the Tampa Bay area. Popular island resort towns, which are connected to the mainland by causeways, include St. Petersburg Beach, Treasure Island, Indian Rocks Beach, Madeira Beach, North Redington Beach, and Clearwater Beach.

In addition to beaches, the St. Petersburg area features a number of attractions, including 102 city parks on 2,400 acres, including a seven-mile preserved downtown waterfront; the 47-mile Pinellas Trail, which is the longest urban trail in the eastern United States, is available for hiking and bicycling; two municipal golf courses, including the Mangrove Municipal Golf Course, which is rated among the top 50 courses in the country; and a number of entertainment facilities and cultural attractions. Attractions in the downtown area include the Thunderdome, the Bayfront Center and Mahaffey Theatre, the Pier, Al Lang Stadium, five renowned museums, and

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dozens of galleries and shops located within a cultural district known as the Quarter.

St. Petersburg is also host to many popular sporting events that draw visitors to the area, including St. Anthony's Triathlon, one of the top triathlon events in the nation (held in April of each year), and the Kash n' Karry Florida Grand Prix of St. Petersburg, a February week-end event featuring the Sports Car Club of America Trans-Am Championship 100-mile race. In total, it is estimated that St. Petersburg has more than 400 events a year that draw in excess of 6,000,000 visitors annually.

Conclusion

Our review of the available economic and demographic data indicates that the local economy experienced consistent growth during the early to mid-1980s, which slowed in the latter part of the decade; however, the area was not as severely affected by the recession as some other parts of the United States. Projections indicate that economic expansion is likely to continue, and although we do not anticipate dramatic increases in lodging demand, some gains are expected.

The following table summarizes the economic and demographic trends discussed throughout this section. All figures that reflect dollar amounts have been adjusted for inflation, and thus reflect real change. It should be noted that the percent changes indicated in the following tables are based on unrounded figures, and thus may not calculate exactly.

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Table 4- Economic and Demographic Data for the Subject Property's Market Area
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                                                                                      Avg. Annual
Data Type                                        Period    Data Point   Data Point   Comp. Change
-------------------------------------------------------------------------------------------------
Long-Term Historical Population (+000)
     Pinellas County                           1980-1995        733.1        874.7        1.2%
     Tampa-St. Petersburg-Clearwater MSA       1980-1995      1,627.5      2,204.7        2.0
     State of Florida                          1980-1995      9,841.1     14,230.4        2.5
     United States                             1980-1995    227,225.6    262,791.0        1.0
Short-Term Historical Population (+000)
     Pinellas County                           1990-1995        855.1        874.7        0.5
     Tampa-St. Petersburg-Clearwater MSA       1990-1995      2,075.6      2,204.7        1.2
     State of Florida                          1990-1995     13,019.1     14,230.4        1.8
     United States                             1990-1995    249,401.4    262,791.0        1.1
Projected Population (+000)
     Pinellas County                           1995-2000        874.7        912.0        0.8
     Tampa-St. Petersburg-Clearwater MSA       1995-2000      2,204.7      2,443.5        2.1
     State of Florida                          1995-2000     14,230.4     15,606.5        1.9
     United States                             1995-2000    262,791.0    274,758.4        0.9
Long-Term Historical Retail Sales (+000,000)
     Pinellas County                           1980-1995      4,930.9      7,741.1        3.1
     Tampa-St. Petersburg-Clearwater MSA       1980-1995     10,392.6     17,322.2        3.5
     State of Florida                          1980-1995     66,181.6    113,048.9        3.6
     United States                             1980-1995  1,340,768.9  1,765,826.1        1.9
Short-Term Historical Retail Sales (+000,000)
     Pinellas County                           1990-1995      7,001.0      7,741.1        2.0
     Tampa-St. Petersburg-Clearwater MSA       1990-1995     15,151.5     17,322.2        2.7
     State of Florida                          1990-1995     96,339.3    113,048.9        3.3
     United States                             1990-1995  1,557,380.2  1,765,826.1        2.5
Projected Retail Sales (+000,000)
     Pinellas County                           1995-2000      7,741.1      8,071.9        0.8
     Tampa-St. Petersburg-Clearwater MSA       1995-2000     17,322.2     18,979.8        1.8
     State of Florida                          1995-2000    113,048.9    123,900.1        1.9
     United States                             1995-2000  1,765,826.1  1,846,830.4        0.9
Long-Term Historical Retail Sales per Capita
     Pinellas County                           1980-1995      6,725.6      8,850.5        1.8
     Tampa-St. Petersburg-Clearwater MSA       1980-1995      6,385.6      7,857.0        1.4
     State of Florida                          1980-1995      6,725.0      7,944.2        1.1
     United States                             1980-1995      5,900.6      6,719.5        0.9
Short-Term Historical Retail Sales per Capita
     Pinellas County                           1990-1995      8,187.4      8,850.5        1.6
     Tampa-St. Petersburg-Clearwater MSA       1990-1995      7,299.8      7,857.0        1.5
     State of Florida                          1990-1995      7,399.9      7,944.2        1.4
     United States                             1990-1995      6,244.5      6,719.5        1.5

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Table 4-4 Economic and Demographic Data for the Subject Property's Market Area (continued)
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                                                                                                        Avg. Annual
Data Type                                                           Period    Data Point   Data Point   Comp. Change
--------------------------------------------------------------------------------------------------------------------
Projected Retail Sales per Capita
     Pinellas County                                              1995-2000      8,850.5      8,850.4      (0.0)%
     Tampa-St. Petersburg-Clearwater MSA                          1995-2000      7,857.0      7,767.5      (0.2)
     State of Florida                                             1995-2000      7,944.2      7,939.0      (0.0)
     United States                                                1995-2000      6,719.5      6,721.7       0.0
Long-Term Historical Eating and Drinking Place Sales (+000,000)
     Pinellas County                                              1980-1995        538.4        732.5       2.1
     Tampa-St. Petersburg-Clearwater MSA                          1980-1995      1,054.7      1,631.0       2.9
     State of Florida                                             1980-1995      6,553.9     11,648.0       3.9
     United States                                                1980-1995    126,131.6    185,035.4       2.6
Short-Term Historical Eating and Drinking Place Sales (+000,000)
     Pinellas County                                              1990-1995        684.4        732.5       1.4
     Tampa-St. Petersburg-Clearwater MSA                          1990-1995      1,476.1      1,631.0       2.0
     State of Florida                                             1990-1995     10,065.3     11,648.0       3.0
     United States                                                1990-1995    161,197.4    185,035.4       2.8
Projected Eating and Drinking Place Sales (+000,000)
     Pinellas County                                              1995-2000        732.5        770.5       1.0
     Tampa-St. Petersburg-Clearwater MSA                          1995-2000      1,631.0      1,811.7       2.1
     State of Florida                                             1995-2000     11,648.0     13,142.8       2.4
     United States                                                1995-2000    185,035.4    199,127.3       1.5
Long-Term Historical Eating and Drinking Place Sales per Capita
     Pinellas County                                              1980-1995        734.3        837.5       0.9
     Tampa-St. Petersburg-Clearwater MSA                          1980-1995        648.1        739.8       0.9
     State of Florida                                             1980-1995        666.0        818.5       1.4
     United States                                                1980-1995        555.1        704.1       1.6
Short-Term Historical Eating and Drinking Place Sales per Capita
     Pinellas County                                              1990-1995        800.4        837.5       0.9
     Tampa-St. Petersburg-Clearwater MSA                          1990-1995        711.2        739.8       0.8
     State of Florida                                             1990-1995        773.1        818.5       1.1
     United States                                                1990-1995        646.3        704.1       1.7
Projected Eating and Drinking Place Sales per Capita
     Pinellas County                                              1995-2000        837.5        844.8       0.2
     Tampa-St. Petersburg-Clearwater MSA                          1995-2000        739.8        741.4       0.0
     State of Florida                                             1995-2000        818.5        842.1       0.6
     United States                                                1995-2000        704.1        724.7       0.6
Long-Term Historical Personal Income (+000,000)
     Pinellas County                                              1980-1995     11,222.5     16,438.4       2.6
     Tampa-St. Petersburg-Clearwater MSA                          1980-1995     21,770.0     36,722.8       3.5
     State of Florida                                             1980-1995    135,546.7    242,033.9       3.9
     United States                                                1980-1995  3,163,874.0  4,443,243.2       2.3

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Table 4-4 Economic and Demographic Data for the Subject Property's Market Area (continued)
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                                                                                               Avg. Annual
Data Type                                                  Period    Data Point   Data Point   Comp. Change
-----------------------------------------------------------------------------------------------------------
Short-Term Historical Personal Income (+000,000)
     Pinellas County                                     1990-1995     15,252.5     16,438.4       1.5%
     Tampa-St. Petersburg-Clearwater MSA                 1990-1995     32,454.9     36,722.8       2.5
     State of Florida                                    1990-1995    212,884.6    242,033.9       2.6
     United States                                       1990-1995  4,051,714.6  4,443,243.2       1.9
Projected Personal Income (+000,000)
     Pinellas County                                     1995-2000     16,438.4     19,146.5       3.1
     Tampa-St. Petersburg-Clearwater MSA                 1995-2000     36,722.8     44,292.7       3.8
     State of Florida                                    1995-2000    242,033.9    286,366.1       3.4
     United States                                       1995-2000  4,443,243.2  4,972,219.5       2.3
Long-Term Personal Income per Capita
     Pinellas County                                     1980-1995     15,307.0     18,794.0       1.4
     Tampa-St. Petersburg-Clearwater MSA                 1980-1995     13,376.0     16,657.0       1.5
     State of Florida                                    1980-1995     13,773.0     17,008.0       1.4
     United States                                       1980-1995     13,924.0     16,908.0       1.3
Short-Term Historical Personal Income per Capita
     Pinellas County                                     1990-1995     17,837.0     18,794.0       1.1
     Tampa-St. Petersburg-Clearwater MSA                 1990-1995     15,637.0     16,657.0       1.3
     State of Florida                                    1990-1995     16,352.0     17,008.0       0.8
     United States                                       1990-1995     16,246.0     16,908.0       0.8
Projected Personal Income per Capita
     Pinellas County                                     1995-2000     18,794.0     20,993.0       2.2
     Tampa-St. Petersburg-Clearwater MSA                 1995-2000     16,657.0     18,127.0       1.7
     State of Florida                                    1995-2000     17,008.0     18,349.0       1.5
     United States                                       1995-2000     16,908.0     18,097.0       1.4
Long-Term Historical Employment -
Tampa-St. Petersburg-Clearwater MSA (+000)
     Farming                                             1980-1995         10.3         12.9       1.5
     Agricultural Services                               1980-1995          9.1         16.1       3.9
     Mining                                              1980-1995          1.2          1.1      (0.5)
     Construction                                        1980-1995         51.9         68.0       1.8
     Manufacturing                                       1980-1995         79.0         96.0       1.3
     Transportation, Communications, & Public Utilities  1980-1995         35.5         52.8       2.7
     Total Trade                                         1980-1995        178.8        288.0       3.2
          Wholesale                                      1980-1995         40.6         62.9       3.0
          Retail                                         1980-1995        138.2        225.1       3.3
     Finance, Insurance, & Real Estate                   1980-1995         77.6        102.5       1.9
     Services                                            1980-1995        176.4        438.7       6.3
     Total Government                                    1980-1995         95.0        138.7       2.6
          Federal Civilian                               1980-1995         13.0         19.1       2.6
          Federal Military                               1980-1995         11.2         12.5       0.7
          State & Local                                  1980-1995         70.8        107.1       2.8
     Total                                               1980-1995        714.8      1,214.8       3.6

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Table 4-4 Economic and Demographic Data for the Subject Property's Market Area (continued)
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                                                                                            Avg. Annual
Data Type                                               Period    Data Point   Data Point   Comp. Change
--------------------------------------------------------------------------------------------------------
Short-Term Historical Employment -
Tampa-St. Petersburg-Clearwater MSA (+000)
  Farming                                             1990-1995         11.6         12.9       2.1%
  Agricultural Services                               1990-1995         14.1         16.1       2.7
  Mining                                              1990-1995          1.5          1.1      (6.5)
  Construction                                        1990-1995         66.3         68.0       0.5
  Manufacturing                                       1990-1995         95.4         96.0       0.1
  Transportation, Communications, & Public Utilities  1990-1995         47.6         52.8       2.1
  Total Trade                                         1990-1995        271.7        288.0       1.2
    Wholesale                                         1990-1995         58.0         62.9       1.7
    Retail                                            1990-1995        213.8        225.1       1.0
  Finance, Insurance, & Real Estate                   1990-1995         99.6        102.5       0.6
  Services                                            1990-1995        352.9        438.7       4.4
  Total Government                                    1990-1995        130.8        138.7       1.2
    Federal Civilian                                  1990-1995         18.4         19.1       0.8
    Federal Military                                  1990-1995         14.0         12.5      (2.3)
    State & Local                                     1990-1995         98.4        107.1       1.7
  Total                                               1990-1995      1,091.6      1,214.8       2.2
Projected Employment -
Tampa-St. Petersburg-Clearwater MSA (+000)
  Farming                                             1995-2000         12.9         13.7       1.2
  Agricultural Services                               1995-2000         16.1         16.8       0.9
  Mining                                              1995-2000          1.1          1.2       1.4
  Construction                                        1995-2000         68.0         71.1       0.9
  Manufacturing                                       1995-2000         96.0        103.6       1.5
  Transportation, Communications, & Public Utilities  1995-2000         52.8         56.3       1.3
  Total Trade                                         1995-2000        288.0        315.2       1.8
    Wholesale                                         1995-2000         62.9         67.0       1.3
    Retail                                            1995-2000        225.1        248.2       2.0
  Finance, Insurance, & Real Estate                   1995-2000        102.5        111.6       1.7
  Services                                            1995-2000        438.7        507.2       2.9
  Total Government                                    1995-2000        138.7        143.5       0.7
    Federal Civilian                                  1995-2000         19.1         20.3       1.2
    Federal Military                                  1995-2000         12.5         12.6       0.2
    State & Local                                     1995-2000        107.1        110.6       0.6
  Total                                               1995-2000      1,214.8      1,340.3       2.0

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In later sections of this economic study and appraisal, we will relate these historical and projected growth trends to specific market segments based on their propensity to reflect changes in room night demand in the subject property's area.

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5. Overview of External Forces Affecting the U.S. Lodging Industry

Introduction

Hotel ownership is ultimately the business of creating and enhancing value. To understand the investment potential of lodging facilities, investors must be thoroughly aware of the many forces that can cause changes in the value of their properties. Although some of these forces are internal (such as the layout and design of the facilities, the quality of management, and the condition of the property), others are external (such as the local economic environment and the competitive nature of the market). The risk associated with hotel investment lies largely with the external forces that are beyond the control of ownership and contribute to the variability of future income flows.

Investors and appraisers can project financial results by evaluating the historical impact of external forces on hotel values. Successful hotel investors seek opportunities where the risk of external forces can be minimized, thus reducing the uncertainty associated with income expectations.

When investors engage in due diligence prior to acquiring a lodging facility, they are primarily interested in trends affecting a limited geographic market area, such as a town, city, or county. A broader overview takes into account national and international travel patterns and trends. An understanding of the general characteristics of the United States hotel market is important because these trends often foreshadow economic and demographic changes in smaller areas.

This section of the appraisal will present an overview of the U.S. lodging industry by tracing many of the forces that influence hotel values. Historical economic and demographic data, and industry statistics will be analyzed to provide a basis for projections. Forecasts will be evaluated to determine their reasonableness. The conclusions represent another set of criteria that hotel investors consider in making their acquisition decisions.

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The Supply and Demand Relationship

Most business ventures are influenced by the relationship between supply and demand. In the hotel industry, supply refers to the number of units. A unit consists of one or more rooms and represents the smallest accommodation that can be rented to a guest. Each unit must have a full bath and its own entrance to a public hallway or the building exterior. Demand refers to a room night, which is one unit that is occupied for one night. The supply and demand relationship has a significant influence on a hotel's occupancy and/or average room rate.

Occupancy is calculated by dividing the number of rooms that are occupied for a specific period by the total number of rooms that are available during the same period. Average room rate is determined by dividing the total rooms revenue achieved during a specific period by the number of rooms occupied during that period; it also represents the weighted average of all the room rates charged during that period. In a market where demand is increasing faster than supply, occupancies rise and average rate growth generally exceeds inflation. When supply is increasing faster than demand, occupancies fall and average rates typically remain level or decline. Hotels generate revenue based on occupancy and average rate, and thus the supply and demand relationship is an important factor in analyzing profits and value.

Hotel occupancy levels have shown definite cycles that reflect the balance between supply and demand. The early 1970s marked the beginning of a hotel building boom reminiscent of the 1920s. Many factors contributed to this expansion, but the two main elements were readily available financing and aggressive chains that were eager to sell franchises. The new construction during the 1970s was made possible by the enormous amount of financing generated by all lenders, particularly real estate investment trusts (REITs). These high-leverage finance companies were created to allow small investors to participate in real estate mortgages and equities. The concept was quickly accepted by Wall Street, and soon billions of dollars were available to finance real estate projects. Many lenders became so overwhelmed with new money that their underwriting procedures broke down and some marginal developments were approved.

During the late 1960s and early 1970s, hotel companies actively expanded their chains through franchising. Franchising was a source of new capital, allowing hotel companies to grow and achieve national recognition using the franchisee's financial investment in individual properties. Some franchisors, eager to demonstrate sustained growth and establish a national

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presence, employed questionable marketing tactics to sell new franchises. Salespeople were often compensated based on the number of franchises sold, so there was little incentive to discourage developers from investing in poor locations and overbuilt markets. Many lenders and hostelry developers were led to believe that a national franchise would guarantee a successful operation.

The combination of readily available financing and aggressive hotel chains eager to sell franchises resulted in overbuilding and development of many poorly located, undercapitalized hostelries managed by inexperienced owners. The bubble burst on the lodging industry when inflation caused construction costs and interest rates to escalate. The 1974 energy crisis drastically reduced travel, and the accompanying recession curtailed business trips, conferences, and conventions.

Operators of marginal properties quickly fell behind in their mortgage payments, and lenders were forced to foreclose. As lenders became hostelry owners, they either organized work-out departments headed by experienced hoteliers or engaged professional hotel management companies to assume operational responsibilities. Sales data indicate that lenders who were looking for quick sales to remove nonperforming hotel assets from their books had to lower their prices substantially to attract all-cash buyers. Lenders who were willing to hold on to foreclosed hotels and employ professional management to reposition and improve the properties' operation were generally able to recoup their original investments in three to five years, once the industry began to recover. However, even lenders who repositioned their hotels had to take back favorable purchase-money financing to sell the properties because money from other sources was not available.

History has shown that during economic downturns, hotel values generally do not fall in proportion to the properties' declining incomes. Sellers, and particularly lenders who take back hotels through foreclosure, are often unwilling to sell at substantially reduced prices. They are more likely to wait out the downward cycle and dispose of their assets when the market begins to rebound. Thus, appraisers can best reflect market behavior by projecting a facility's net income to a point of recovery and applying the proper discounted cash flow procedure over that time period.

The late 1970s was a period of relative calm for the lodging industry. Because most lenders were recovering from the financial wounds inflicted by

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the 1975 recession, they had little interest in making hotel mortgages. New construction was restrained, and primarily consisted of additions to existing properties and the development of some large, downtown hotels oriented toward the commercial and convention markets. The rebirth of center-city hostelries was a direct result of fuel shortages and the availability of government financing for inner-city redevelopment projects. Highway-oriented properties, on the other hand, were adversely affected by escalating gasoline prices and decreased automobile travel, and these lodging facilities lost some of their appeal among investors and hotel companies.

Decreased building activity, the normal retirement of older hostelries from the market, and an improving economy created a favorable supply and demand relationship and record-high occupancy levels from 1979 to 1980. Average room rates increased rapidly as operators took advantage of the excess demand to recoup earlier losses and keep up with inflation.

After the decline in hotel development during the late 1970s, the environment appeared suitable for a period of renewed expansion. However, the Federal Reserve tightened the money supply in the early 1980s, sending the prime interest rate up to double-digit levels. Most of the projects that were in the preliminary planning stages but lacked sensible financing were put on hold.

Fiscal policy and declining energy prices eventually reduced the national inflation rate. This caused a decline in hotel interest rates beginning in 1983, and suddenly massive amounts of capital were available for real estate investments. Hotel developers who had been out of the market since the mid-1970s rushed to initiate new projects. They were aided by several major real estate development incentives: high occupancies and escalating room rates, readily available debt and equity financing, and unique income tax benefits designed to stimulate the national economy out of a recession.

During the early 1980s, trends were generally favorable for new hotel development. Although the recession caused a decline in lodging demand, many markets showed relatively high occupancy levels. Room rates were usually able to keep up with inflation, and the travel industry was expected to boom as a result of a recovering economy. Franchise sellers signed up new prospects aggressively, using product segmentation to justify the saturation of a market with a common brand.

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Financing was readily available from the savings and loan industry. Following deregulation, these banks were permitted to lend on commercial real estate, such as hotels. Although savings and loans had experience in making loans on single-family homes, few had expertise with commercial properties, and fewer still with hotels. The result was almost identical to the real estate investment trust fiasco the decade before: loan underwriting and administration were inept and sometimes nonexistent, the number of loans made seemed more important than the quality of the real estate and the integrity of the borrower, and short-term funds were often used to finance long-term mortgages. In the early 1990s, the industry suffered the consequences of this lending spree: most major hotel markets became severely overbuilt and many savings and loans went out of business.

Another factor contributing to hotel development in the 1980s was the very favorable treatment provided by income tax regulations. By carefully structuring hotel syndications to take advantage of all available tax benefits, investors could virtually recoup their total cash outlay in the first year and reap additional benefits in the future regardless of the economic success of the underlying asset. Because there was little incentive to justify a transaction's economics (i.e., cash flow and reversionary benefits), a number of syndicators overpaid for hotel properties, took out usurious fees, and overloaded their hotels with debt.

A change in the tax law in the mid-1980s eliminated many of the benefits associated with hotels, but the overbuilding in most markets was either in progress or had already taken place. By the end of the 1980s, the abuses of the savings and loans had become apparent, but it was too late to reverse the overbuilding. Between 1985 and 1990, approximately 556,000 rooms were added to the U.S. hotel supply.

The national economy entered another recession in 1990, and this factor (coupled with overbuilding and the Persian Gulf War in 1991) caused the national hotel occupancy rate to bottom out at 60.9%. In some markets, hotel occupancies were as low as 35%. This supply and demand imbalance was almost identical to the situation in the 1970s that led to numerous hotel failures. As in the REIT days, the number of non-performing loans reached record levels, and lenders moved to a work-out mode of operation in order to foreclose and restructure their hotel investments. Many of the savings and loans were taken over by the government and their hotel assets were sold at auction.

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According to the American Council of Life Insurance, which represents major life insurance companies, the number of delinquent hotel loans and the number of hotel loans in foreclosure peaked in 1991. This trend is undergoing a reversal as the U.S. lodging industry begins to recover. Loan restructuring was an attractive alternative to foreclosure during this period, and the number of loans in good standing with restructured terms almost doubled.

By 1993, new hotel construction had declined significantly. Lenders, trying to get out from under problematic hotel portfolios, curtailed all real estate lending and would not even consider hotels. The tax benefits associated with lodging facilities had been reduced significantly, and passive investors left the hospitality market entirely.

The slowdown in the growth of supply had a beneficial impact on occupancy levels, which started to recover in 1992. Improved occupancies are expected to continue through the late 1990s as increases in lodging demand outpace growth in supply.

Beginning in 1991, many lenders and the Resolution Trust Corporation (RTC) sold their oldest and least desirable hotels at liquidation prices. Because virtually no third-party financing was available, most lenders were forced to take back purchase-money mortgages at favorable terms in order to sell these properties without suffering massive write-downs. The newer and more desirable hotels were not put on the market, because their lenders/owners were waiting for values to recover. This course of action significantly reduced the number of transactions involving good-quality lodging facilities. The following table shows the volume of hotel transactions exceeding $10,000,000 between 1990 and 1995.

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Table 5-1 Summary of Major Hotel Transactions

Year                        1990       1991     1992     1993     1994     1995
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Number of Transactions       130         54       67       52       92      104
Number of Rooms           40,543     16,427   25,187   19,935   33,503   36,951
Average Price Per Room  $136,000    $91,000  $85,000  $79,000  $80,000  $83,000

                            Source: HVS International

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In 1991, there were only 54 major hotel sales recorded. This number increased to 67 in 1992 and declined to 52 in 1993, then rose dramatically in

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1994 and 1995. During the low-volume years, many sellers remained on the sidelines waiting for values to increase before placing their properties on the market. The jump in 1994 is attributable to a number of factors, including the greater availability of mortgage funds, a return of institutional investors to the market, and a resurgence of investor interest in lodging facilities.

The profile of typical hotel buyers has changed somewhat. During the mid-1980s, when tax-driven syndication's were popular, many hotels were purchased by passive investors who hired management companies to operate their properties. These owners had little involvement in day-to-day management decisions, which occasionally led to poor management and financial losses. Today, most buyers of major hotels are owner-operators who bring with them both the acquisition funds (usually from a joint venture partner) and management expertise. We also note that real estate investment trusts (REITs) and public hotel companies (C-Corps) are actively acquiring hotels using funds from public equity stock offerings.

The supply of new hotel rooms is expected to increase slowly during the next several years. Lenders are beginning to return to the market, and are making some hotel loans based on conservative criteria. Initially, mortgage funds were available mainly to the budget and economy lodging sectors, for the purpose of refinancing existing properties or assisting buyers in acquisitions. Now, a number of lenders are willing to finance new construction for these small, low-end properties. Although financing is also becoming available for the acquisition of large, full-service hotels, very little has been allocated for new construction. At present, active hotel lenders are not necessarily traditional banks and insurance companies, but may include credit companies and Wall Street securities firms.

A number of hotel owners and developers are now constructing budget and economy hotels; a few are planning more upscale, full-service properties. Most lenders are taking a conservative approach to new hotel loans, which should limit new development to those projects that demonstrate true economic feasibility. As a result, severe short-term overbuilding is unlikely.

Room Rates

The supply and demand relationship has a direct impact on hotel occupancies and an indirect influence on room rate growth. Between 1978 and 1995, hotel room rates increased at an average annual compounded rate of almost 6%. Significant rate growth was recorded during the late 1970s and

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early 1980s as a result of strong occupancies (70%'s) coupled with a high monetary inflation rate (14%). In recent years, room rate growth slowed as a result of low occupancies and a drop in inflation.

Hotel room rates generally increase faster than the Consumer Price Index (CPI) when occupancies are strong or moving upward. When occupancies are low or declining, room rate growth tends to lag behind the CPI; in some cases, rates may remain flat or actually drop. The following table compares the historical and projected annual increase in hotel room rates in the United States to the change in the national CPI.

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Table 5-2 Percent Change in Average Room Rates Versus CPI - U.S. Hotels
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                                       Consumer Price
                    Hotel Room Rate        Index               Hotel
        Year        Percent Change     Percent Change        Occupancy
        ------------------------------------------------------------------

        1973              4.2%                6.2%             70.2%
        1974              7.6                11.0              64.0
        1975              7.3                 9.1              63.7
        1976              8.2                 5.7              65.8
        1977              8.1                 6.5              67.3
        1978             14.0                 7.7              69.2
        1979             17.0                11.3              71.9
        1980             15.2                13.5              70.6
        1981             10.0                10.3              67.9
        1982              6.5                 6.2              66.7
        1983              5.1                 3.2              64.4
        1984              6.9                 4.3              64.0
        1985              4.6                 3.6              63.1
        1986              3.2                 1.9              62.5
        1987              3.6                 3.6              61.9
        1988              3.6                 4.1              62.3
        1989              3.5                 4.8              63.2
        1990              3.0                 5.4              62.4
        1991              0.6                 4.2              60.9
        1992              1.4                 3.0              62.1
        1993              2.8                 3.0              63.1
        1994              4.8                 2.6              64.7
        1995              4.8                 2.8              65.5
        1996*             5.0                 3.0              66.0
        1997*             5.5                 3.5              67.0
        1998*             6.0                 4.0              68.0
        1999*             5.5                 4.0              68.0

               Sources: Smith Travel Research & HVS International
                                  * Projected

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This table shows two periods when hotel room rate growth failed to keep pace with the CPI. From 1973 to 1975, the hotel industry was suffering from overbuilding related to real estate investment trusts, a recession, and a downturn in travel caused by the oil embargo. The second period of slow room rate growth occurred between 1988 and 1993, when the industry was again affected by overbuilding and a weak economy. The table illustrates that during periods of prosperity, room rates are a good hedge against inflation; this was true even when the CPI increased at double-digit levels.

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The projections indicate a strong recovery of room rates as the relationship between supply and demand becomes more favorable. Growth is expected to peak in 1998 at 6%, which is significantly higher than the projected gain in the CPI. This may appear high, but a similar trend occurred in 1978, when room rates rose 14.0% and the CPI increased by only 7.7%.

Hotels are unique because their room rates can be adjusted at any time. Unlike office space, where rents are typically negotiated for a five-year period, hotel operators are free to base rates on occupancy trends. Using sophisticated yield management programs, modern lodging facilities can ride the demand curve and maximize room rates whenever the market permits. As a result, hotels generally offer significant upside potential during periods of economic prosperity.

If lodging facilities can increase room rates faster than the CPI and still maintain occupancies, bottom-line profits usually escalate. If they can raise room rates and occupancy at the same time, profits will grow significantly. The opposite occurs when room rates fail to keep pace with inflation. Because market value is basically a multiple of bottom-line profits, changes caused by fluctuations in occupancy and average rate have a direct impact on value.

Rooms Revenue per Available Room (RevPAR)

The ability of a hotel to maximize its occupancy and room rate is measured in terms of rooms revenue per available room (RevPAR), which is the product of occupancy and average rate. Between 1978 and 1995, RevPAR in the U.S. lodging industry increased at an average annual compounded rate of approximately 5%. As in the case of average rate, most of the increase occurred during the late 1970s, when occupancies escalated rapidly. The only decline in RevPAR occurred in 1991.

Trends in Hotel Sales

HVS International constantly monitors hotel markets in order to collect information on sales of lodging facilities. This comprehensive database is known as the Hospitality Market Data Exchange (HMDE). The HMDE includes more than 90% of all hotel sales that took place during this period.

The HMDE data shows that the number of transactions peaked at 726 in 1986. This strong activity is largely attributable to pending changes in the tax laws, which made it less favorable to own hotels. It is also possible that forward-thinking investors noted the substantial overbuilding and declining economy and decided to bail out at that time. In 1987 and 1990, the

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average sales price per room peaked at $75,000. This was more than twice the 1981 average of $36,000.

Following the 1990 peak, hotel prices fell rapidly as occupancies and profits were eroded by the massive number of hotel rooms entering the market. By 1991, the year of the Persian Gulf War, sales prices had fallen to $38,000 per room. Even the highest price per room declined from the record $1,195,652 (for the sale of the Bel Aire Hotel) to $251,816 in 1992. The market hit bottom in 1993 when the average sales price dropped to $36,000 per room. Prices recovered rapidly in 1994 and 1995 as investors became interested in hotels again and more full-service properties were put on the market. In 1995, the average sales price was $61,000 per room.

The figures presented in the HMDE represent actual sales prices; no attempt was made to adjust for factors such as favorable or unfavorable financing, forced or liquidation sales, bankruptcy sales, foreclosures, and so forth. As a result, the average price per room does not necessarily reflect market value, which assumes a willing buyer and a willing seller. Many of the transactions that took place during the early 1990s involved unwilling sellers - usually lenders who were forced to liquidate hotel portfolios quickly at prices that were below market levels. Most hotel experts agree that a recovery is underway, and they recommend that owners hold their properties until more favorable conditions prevail.

Trends in Hotel Values

A more meaningful indicator of trends in hotel value is the Hotel Valuation Index (HVI), developed by HVS International. This index tracks changes in hotel values in 23 major markets and the nation as a whole. It is developed through an income approach, using market area data provided by Smith Travel Research and operational and capitalization rate information from HVS International, and is indexed to the 1986 U.S.A. value (1.0000). The following table sets forth the HVI from 1986 to 1995.

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Table 5-3 Hotel Valuation Index per Room
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                            Valuation Index Per Room

                    1986       1987        1988        1989     1990      1991      1992      1993       1994      1995
                 -------------------------------------------------------------------------------------------------------
Honolulu           3.3571     4.0357      4.6964     5.2857    5.3214    4.7857    4.9286    4.2857     4.3929    5.6071
New Orleans        1.5357     1.7500      2.2857     2.3929    2.5000    2.6071    3.2857    3.2500     3.8929    4.4286
New York           3.5714     4.1071      4.6429     4.5357    3.9286    3.0357    2.5714    2.5714     3.1429    4.1071
San Francisco      2.5000     3.0893      3.2500     3.0714    2.9286    2.5714    2.5714    2.9643     3.2143    4.0000
Phoenix            1.2143     1.0714      1.1786     1.5357    1.4286    1.2500    1.5000    1.9643     2.3571    3.2143
San Diego          2.8571     2.3571      2.5714     2.6786    2.3929    2.5357    2.5357    2.2143     2.3571    3.0357
Miami              1.4286     1.6071      1.7321     2.1429    2.1786    2.2500    2.5714    2.7857     2.3214    2.9286
Washington, DC     2.1786     2.1786      2.4464     2.6071    2.2500    1.8571    2.0357    2.5000     2.3929    2.8929
Atlanta            1.0714     1.0179      1.0536     1.0357    1.1429    1.1250    1.2857    1.7857     2.1429    2.6786
Minneapolis        0.7321     0.6964      0.7143     0.7143    0.7857    1.0000    1.2857    1.5714     1.8214    2.1786
Chicago            1.4643     1.5000      1.5714     1.5000    1.4286    1.2143    1.2500    1.5000     1.8571    2.1786
Boston             2.3571     2.7143      2.6071     2.1429    1.8214    1.2500    1.3036    1.3214     1.6071    2.1071
Fort Lauderdale    1.4643     1.2679      1.3214     1.4286    1.4821    1.3571    1.7143    1.8929     1.6071    1.9286
Orlando            1.5000     1.6429      1.9286     2.5000    2.5357    1.8929    2.0714    1.7857     1.6071    1.8929
Denver             0.5357     0.4464      0.4643     0.4821    0.7857    0.9268    1.0357    1.3214     1.5000    1.8571
Dallas             0.5536     0.6250      0.6607     0.7321    0.7857    0.7143    0.9643    1.0357     1.3214    1.7143
USA                1.0000     0.9464      1.0536     1.1250    1.0714    0.9214    0.9929    1.1429     1.3214    1.6071
Los Angeles        2.1071     2.2857      2.3929     2.4643    2.1786    1.5714    1.0714    0.9643     1.1964    1.5000
Tampa              0.8393     0.7679      0.8571     1.1429    1.2857    1.0357    1.0714    1.0357     1.1071    1.3214
Anaheim            1.7679     1.7321      1.7500     1.8571    1.6071    1.2857    0.9642    0.9464     0.8393    1.2500
Houston            0.3571     0.4286      0.6964     0.7857    1.1071    1.1607    1.1429    1.0357     1.0000    1.1786
Philadelphia       1.4643     1.5357      1.4286     1.3214    1.0714    0.6786    0.5714    0.6071     0.7500    1.0714
Norfolk            1.1786     1.0536      0.9286     0.7857    0.6429    0.5357    0.6071    0.6429     0.7500    0.9643
Riverside          0.9643     1.2143      1.5714     1.7143    1.4643    1.2500    0.7857    0.5357     0.4286    0.5357

                           Source: HVS International

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The HVI can be used to show the value change in a particular market over time or to show the relative difference in hotel values in various cities. The following table shows the annual change in hotel values in 23 major markets and the United States as a whole.

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Table 5-4 Percent Change in the Hotel Valuation Index
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                              Annual Percent Change

                   '86-87   '87-88  '88-'89   '89-'90  '90-'91  '91-'92  '92-'93   93-'94  '94-'95  '86-'95
-----------------------------------------------------------------------------------------------------------
Honolulu             20 %     16 %     13 %       1 %    -10 %      3 %    -13 %       3 %     28 %     67 %
New Orleans          14       31        5         4        4       26       -1        20       14      188
New York             15       13       -2       -13      -23      -15        0        22       31       15
San Francisco        24        5       -5        -5      -12        0       15         8       24       60
Phoenix             -12       10       30        -7      -13       20       31        20       36      165
San Diego           -18        9        4       -11        6        0      -13         6       29        6
Miami                12        8       24         2        3       14        8       -17       26      105
Washington, DC        0       12        7       -14      -17       10       23        -4       21       33
Atlanta              -5        4       -2        10       -2       14       39        20       25      150
Minneapolis          -5        3        0        10       27       29       22        16       20      198
Chicago               2        5       -5        -5      -15        3       20        24       17       49
Boston               15       -4      -18       -15      -31        4        1        22       31      -11
Fort Lauderdale     -13        4        8         4       -8       26       10       -15       20       32
Orlando              10       17       30         1      -25        9      -14       -10       18       26
Denver              -17        4        4        63       18       12       28        14       24      247
Dallas               13        6       11         7       -9       35        7        28       30      210
USA                  -5       11        7        -5      -14        8       15        16       22       61
Los Angeles           8        5        3       -12      -28      -32      -10        24       25      -29
Tampa                -9       12       33        12      -19        3       -3         7       19       57
Anaheim              -2        1        6       -13      -20      -25       -2       -11       49      -29
Houston              20       62       13        41        5       -2       -9        -3       18      230
Philadelphia          5       -7       -8       -19      -37      -16        6        24       43      -27
Norfolk             -11      -12      -15       -18      -17       13        6        17       29      -18
Riverside            26       29        9       -15      -15      -37      -32       -20       25      -44

                           Source: HVS International

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On a national basis, hotel values rose in 1988 and 1989, then declined in 1990 and dropped by 14% in 1991. A turnaround commenced in 1992, when values increased by 8%; still greater increases of 15% in 1993, 16% in 1994, and 22% in 1995 signaled that a recovery was well underway. In the case of the individual cities, it is obvious that the movement in national hotel values has been offset somewhat by trends in local markets. Between 1986 and 1995, Riverside hotels lost more than 40% of their value, while San Francisco showed a 60% increase. Anaheim, Los Angeles, and Philadelphia also suffered significant drops.

Future Trends

Most hotel owners, operators and lenders agree that the U.S. lodging industry has emerged from one of the worst periods since the Depression of 1929. Today, there are many indications that signal a strong recovery is underway, and most hotels have experienced a dramatic rise in profitability. Conversely, the hotel industry remains cyclical, and there are long-term trends and risk factors that could have an unfavorable impact on the operating results and investment potential of lodging facilities. The following

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list summarizes the positive and negative factors that are likely to influence the U.S. lodging industry in coming years.

o No significant amount of new hotel development is likely to occur during the next three to five years. Lenders stopped financing new hotels in the early 1990s because of the high rate of loan defaults, and they are only now starting to make construction loans. Although mortgage funds are available to refinance existing properties and construction loans are being made for economy hotels, mortgages for new hotels in the mid-rate, first-class, and luxury categories are still difficult to secure. This lack of financing is major barrier to entry, and will prevent a number of proposed projects from moving forward. With only a slow increase in supply, hotel occupancies should rebound as fast as the growth in demand permits.

o An additional barrier to entry is the current discrepancy between market values and replacement costs for first-class and luxury hotels. In today's market, many upscale hotels are still selling for prices that are below what it would cost to develop a comparable hotel. As a result, there is little justification for building a new hotel when a similar, existing facility is available for sale at some fraction of the cost. Until the gap between market value and replacement cost narrows, there will be minimal new hotel construction in the upper-tier segments. The market values and replacement costs of budget and economy hotels have been in equilibrium for several years which is another reason why new development is proceeding in these segments.

o The U.S. economy continues to improve, which suggests that more people are traveling. Many people curtailed their travel plans during the recent recession, and there is likely to be pent-up demand that will be released as consumer confidence escalates.

o Minimal additions to the hotel supply coupled with growth in demand should result in further improvement in occupancies during the next several years.

o As shown by the historical data, hotel room rates rise rapidly as occupancies escalate. The most frequent complaint that owners and operators had during the recent recession was their inability to achieve average rate gains. Starting in 1994, gains in hotel room rates returned to levels in excess of inflation, foreshadowing enhanced profitability. In real dollars, hotel room rates are expected to return to 1988 levels by 1998. This

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      is a good indication that hotel values will return to record levels in the next two to four years.

o The low cost of capital is another factor that tends to enhance value. Because capitalization rates are tied directly to the price of capital, the lower the cost, the lower the cap rate and the higher the value. The cost of hotel debt capital averaged 10.5% in 1990. Today, similar financing is available at 8.5% to 9.5%. Recent hotel sales support the downward trend in capitalization rates.

o Government regulations are becoming increasingly expensive for the U.S. hotel industry. A national health care policy could force small operators to provide better benefits for many more employees, particularly the part-time workers who are used extensively by hotels and restaurants. Environmental laws are becoming stricter and will require hotels to implement recycling, reuse, and conservation procedures. Congress has limited deductions for meals and entertainment expenses, which increases the cost of doing business in hotels and restaurants. Local municipalities use hotel rooms taxes as a source of revenue for general use, and the hotel rooms tax is so high in some areas that it has driven away demand. This is particularly true with respect to meetings and conventions, which can be held in cities that tax accommodations at a lower rate.

o Improved technology is rapidly changing the way business is conducted. During the next decade, advances such as video communication, enhanced data transfer, and faster transportation are expected to limit the need for face-to-face meetings and shorten the time that executives are away from their offices. Commercial hotels are bound to be influenced by this trend.

Conclusion

Interest in hotel acquisition has increased significantly during the past several years. Buyers have concluded that future earnings trends are likely to be favorable, and the risks posed by overbuilding or an economic downturn are small. Some sellers are holding their properties until prices reach a higher level. Consequently, we believe there is pent-up desire to sell once prices begin to approach levels that allow the existing (or restructured) debt to be paid off.

The fact that numerous buyers are chasing very few acquisition opportunities has had a favorable impact on recent sales prices. For buyers to be successful in this highly competitive market, their projected operating results

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must take into account at least a portion of any upside created from improved performance, particularly if the improvement can be readily achieved through management efficiencies. Capitalization rates based on historical operating income have fallen during the past several years. Hotel buyers in today's market must be aggressive in all of their acquisition assumptions. As a result, hotel values in some parts of the country are approaching the levels registered during the mid-1980s, and a full recovery is expected to occur in the next two to four years.

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6. Lodging Market Supply and Demand Analysis

MARKET FOR TRANSIENT ACCOMMODATIONS

The market for transient accommodations is an all-encompassing term referring to the many types of travelers who use lodging facilities in a given area. These travelers represent the market's accommodated room night demand. This section will begin with an analysis of historical demand trends to determine what changes have occurred; the historical number of competitive hotel rooms will then be estimated to evaluate local supply trends. Areawide occupancy levels can be calculated based on the number of hotel rooms available in the market and the demand for lodging accommodations. The total hotel room night demand will be divided into individual market segments to allow us to forecast growth rates based on the economic and demographic data set forth earlier in this report.

Historical Supply and Demand Data

Smith Travel Research (STR) has compiled historical supply and demand data for the subject property and its competitors in the downtown St. Petersburg and mid-Pinellas County areas. Although the subject property also competes with Pinellas County beachfront hotels and properties located in the Tampa/Westshore (Hillsborough County) area to some degree, the Hilton operates in a distinct market that demonstrates its own supply and demand trends. This historical supply and demand information is presented in the following table, along with the marketwide occupancy, average rate, and rooms revenue per available room (RevPAR). RevPAR is calculated by multiplying occupancy by average rate, and provides an indication of how well rooms revenue is being maximized.

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Table 6-1 Historical Supply and Demand Trends (STR)
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                             1989       1990       1991       1992       1993       1994       1995
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Number of Rooms               735        846        846        906      1,206      1,206      1,206
Annual Guestroom Supply   268,113    308,790    308,790    330,750    440,190    440,190    440,190
Percent Change                 --       15.2%       0.0%       7.1%      33.1%       0.0%       0.0%

Room Night Demand         166,975    192,262    193,093    199,301    266,448    301,732    309,769
Percent Change                 --       15.1%       0.4%       3.2%      33.7%      13.2%       2.7%

Occupancy                    62.3%      62.3%      62.5%      60.3%      60.5%      68.5%      70.4%
Percent Change                --        (0.0)%      0.4%      (3.6)%      0.5%      13.2%       2.7%

Average Rate               $57.46     $59.41     $60.48     $61.98     $75.31     $76.21     $80.51
Percent Change                 --        3.4%       1.8%       2.5%      21.5%       1.2%       5.6%

RevPAR                     $35.79     $36.99     $37.82     $37.34     $45.59     $52.24     $56.65
Percent Change                 --        3.4%       2.2%      (1.3)%     22.1%      14.6%       8.4%

                               Year to Date
                           -------------------      Avg. Annual
                                                   Comp. Change,
                              1995       1996         1989-95
----------------------------------------------------------------

Number of Rooms              1,206      1,206
Annual Guestroom Supply    293,058    293,058
Percent Change                  --        0.0%            8.6%

Room Night Demand          217,866    217,814
Percent Change                  --       (0.0)%          10.8%

Occupancy                     74.3%      74.3%
Percent Change                  --       (0.0)%           2.1%

Average Rate                $82.47     $89.51
Percent Change                  --        8.5%            5.8%

RevPAR                      $61.31     $66.53
Percent Change                  --        8.5%            8.0%

    Note: The 149-unit Courtyard by Marriott opened in October of 1989, and the 360-unit Renaissance Vinoy Hotel reopened in November of 1992

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It is important to note some limitations of the STR data. Hotels are occasionally added to or removed from the sample, and not every property reports data in a consistent and timely manner; these factors can influence the overall quality of the information by skewing the results. These inconsistencies may also cause the STR data to differ from the results of our competitive survey. Nonetheless, we find that hotel buyers often rely on STR statistics, and thus they are considered relevant to this study.

The STR table demonstrates the growth in the market's guestroom supply since 1989. In that year, there were 735 rooms (including those of the subject property) that competed for first-class and mid-rate travelers in the downtown St. Petersburg and mid-Pinellas County areas. The full impact of the Courtyard by Marriott, which opened in October of 1989 in mid-Pinellas County, was felt in 1990, when the market had 846 rooms open for the entire year; the additional 111 rooms in 1990 represents a 15.2% increase in supply from the previous year. There were no further increases in 1991, but the November, 1992 reopening of the Renaissance (Stouffers) Vinoy in downtown St. Petersburg effectively increased the supply by another 60 rooms, bringing the total to 906. In 1993, when the 360-room Renaissance Vinoy was operational for the full year, the supply rose to 1,206. Overall, the market registered a dramatic 64% increase in guestroom supply between 1989 and 1993. Since 1993, the guestroom count has remained stable at 1,206. Between 1989 and 1995, overall guestroom supply in this market increased at an average annual compounded growth rate of 8.6%.

As indicated by the STR data, demand has grown in every year, increasing from 166,975 in 1989 to 309,769 in 1995. This represents a total gain of 85.5%, and an average annual compounded growth rate of 10.8%. In 1990, demand rose by 15.1%, nearly offsetting the 15.2% increase in supply; this pattern suggests that there had been some unaccommodated demand in the market prior to the opening of the Courtyard. Despite the deepening national recession and Persian Gulf Crisis in the early 1990s, which caused a reduction in all forms of travel, hotel demand in this market continued to increase at a modest rate of 0.4% in 1991 and a more rapid rate of 3.2% in 1992. In 1993, demand jumped by 33.7%, more than offsetting the 33.1% increase in supply. This again implies that the opening of the Vinoy enabled the market to accommodate demand that it could not handle previously; we also believe that this hotel was successful in inducing additional meeting and group demand into the market. Spurred by the economic recovery, demand continued to grow at 13.2% and 2.7%, respectively, in 1994 and 1995. The subject property's acceptance of a lodging contract with Delta

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Airlines was a key component of the growth experienced in 1994. Year-to-date August figures indicate little change in demand from 1995 to 1996.

Because demand growth outpaced supply increases during the historical period, the marketwide occupancy increased from 62.3% in 1989 to 70.4% in 1995, yielding an average annual compounded growth rate of 2.1%. As the STR table illustrates, occupancy increased by a modest 0.4% from 1989 to 1991. When the Renaissance Vinoy opened in November of 1992, growth in demand failed to keep pace with the gain in supply, and occupancy declined by 3.6% (to 60.3%). A recovery began in 1993, and although supply continued to increase (reflecting the first full year of operation at the Vinoy), demand growth occurred at a faster pace. In 1994 and 1995, when the number of available guestrooms remained stable, occupancy increases paralleled hotel demand growth, increasing by 13.2% in 1994 (to reach 68.5%) and by 2.7% in 1995 (to reach 70.4%). As noted earlier, year-to-date August statistics indicate that both supply and demand have essentially stabilized, indicating that occupancy probably has as well.

Marketwide average rate rose consistently from 1989 through 1995. Following the opening of the high-rated Renaissance Vinoy in November of 1992, average rate jumped by 21.5% in 1993. As occupancy increased in 1994 and 1995, average rate continued to grow, by 1.2% and 5.6%, respectively. Year-to-date figures indicate a strong 8.5% increase from 1995 to 1996. Overall, average rate rose at an average annual compounded rate of 5.8% between 1989 and 1995.

Our analysis of the STR data indicates a healthy trend in the local lodging market from 1989 to 1995. Despite a 64% increase in supply, occupancy and average rate rose at overall average annual compounded rates of 2.1% and 5.8%, respectively. Except in 1992, when a 2.5% rate gain failed to offset the 3.6% decline in occupancy, RevPAR also rose in each year. In total, RevPAR grew at an average annual compounded rate of 8.0% from 1989 to 1995. We note, however, that this overall trend is skewed somewhat by the influence of the high-rated Renaissance Vinoy.

Demand Analysis Using Market Segmentation

For the purpose of demand analysis, the overall market is divided into individual segments based on the nature of travel. Although a market may have various segments, the three primary classifications occurring in most areas are commercial, meeting and group, and leisure.

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Market segmentation is a useful procedure because individual classifications often exhibit unique characteristics in terms of growth potential, seasonality of demand, average length of stay, double occupancy, facility requirements, price sensitivity, and so forth. By quantifying the room night demand by market segment and analyzing the characteristics of each segment, the overall demand for transient accommodations can be projected. Lodging demand in the subject property's competitive market is generated primarily by the following four market segments.

                  Segment 1        Commercial
                  Segment 2        Meeting and Group
                  Segment 3        Leisure
                  Segment 4        Airline/Contract

Based on our fieldwork, area analysis, and knowledge of the local lodging market, we estimate the year-end 1996 distribution of accommodated hotel room night demand as follows.

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Table 6-2 Estimated Year-End 1996 Accommodated Room Night Demand
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                                        Marketwide          Subject Property
                              -----------------------   ------------------------

                              Accommodated   Percent    Accommodated    Percent
Market Segment                   Demand      of Total      Demand       of Total
--------------------------------------------------------------------------------

Commercial                       72,000         19%        13,000         16%
Meeting and Group               265,000         71         48,000         58
Leisure                          29,000          8         13,000         16
Airline/Contract                  8,000          2          8,000         10
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Total                           374,000        100%        82,000        100%

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Meeting and group demand predominates in the subject property's competitive market, accounting for an estimated 71% of the year-end 1996 room night demand. Because the room counts of the competitive hotels in the Pinellas County beachfront and Tampa/Westshore areas have been weighted to reflect the fact that these properties compete with the Hilton only in the meeting and group segment, the percentage of marketwide meeting and group demand is notably high. Commercial demand follows the meeting and group segment with an estimated 19% share of the room night demand, while leisure travelers contribute 8%. The overall market derives an estimated 2% of its occupancy from the airline/contract segment,

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which reflects the Delta contract demand accommodated by the subject property. Our analysis does not consider the airline demand that is accommodated by some of the properties in the Tampa/Westshore market; this demand primarily consists of crews that are on short layovers, and must be accommodated by hotels that are located within a ten-minute drive of the airport.

Like the market as a whole, the subject property derives a majority of its room night demand from the meeting and group segment, at an estimated 58% as of year-end 1996. Because of the limited amount of commercial demand available in downtown St. Petersburg, the Hilton has targeted the meeting and group segment as its primary source of business. Given the hotel's extensive function space and the flexibility of these facilities in terms of size and configuration, the subject property is physically well suited to serve this market.

Approximately 16% of the Hilton's occupancy is generated by commercial guests, versus 19% in the market as a whole; hotels that compete with the subject property in this segment (including the Renaissance Vinoy, the Heritage Holiday Inn, and the mid-Pinellas County hotels) tend to derive higher percentages of their room night demand from commercial guests. We note that an estimated 16% of the subject property's occupancy consists of leisure travelers, which is twice the marketwide level. Only two hotels compete with the subject property to any significant extent in this segment: the Renaissance Vinoy and the Heritage Holiday Inn. Although the Renaissance Vinoy's percentage of leisure travelers is lower than that of the subject property, the Heritage Holiday Inn's is higher. An estimated 10% of the Hilton's year-end 1996 occupancy can be attributed to airline/contract demand. Using the distribution of accommodated hotel demand as a starting point, we will analyze the characteristics of each market segment in an effort to determine future trends in room night demand.

Commercial Segment

The commercial segment consists of individual businesspeople and government employees. This type of demand is strongest Monday through Thursday nights, declines significantly on Friday and Saturday, and increases somewhat on Sunday. The typical length of stay ranges from one to three days, and the rate of double occupancy is a low 1.2 to 1.3 people per room. Commercial demand is relatively constant throughout the year, although some declines are noticeable in late December and during other holiday periods.

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In general, commercial travelers are not overly rate-sensitive, and they often make use of a hotel's food and beverage outlets and recreational facilities. The commercial segment represents a highly desirable and lucrative market that provides a consistent level of demand at relatively high room rates.

In the market surrounding the St. Petersburg Hilton, most commercial demand is generated by firms and business parks in Tampa or in mid-Pinellas County (the area situated off I-275, north of the subject property), and by companies operating in downtown St. Petersburg. Most of the area's commercial demand generators are located in office and industrial developments that are within a 15-mile radius of the Hilton. Business travelers who are passing through the area en route to other destinations also contribute some commercial room nights; these guests may stop at local lodging facilities because they provide a convenient resting point.

Management representatives at the subject property report that the hotel derives a majority of its commercial demand from companies located in downtown St. Petersburg, including First American Real Estate, Capital Marketing, Florida Power Corporation, and Olin Ordinance (a government contracting services company). As underscored by the relatively small percentage of commercial guests accommodated by the subject property, commercial demand in downtown St. Petersburg is considerably weaker than in the northern regions of Pinellas County and across the bay, in Tampa.

In conjunction with the recent trend of slower growth in the local economy, commercial demand increases have become more moderate since the 1980s. As the national economy improves and prominent local businesses increase their production and employment levels, commercial hotel demand is expected to rebound quickly. We project that commercial demand will increase by 2.0% in 1997 before stabilizing at a growth rate of 1.5% annually in subsequent years.

Meeting and Group Segment

The meeting and group market includes meetings, seminars, conventions, trade association shows, and similar gatherings of ten or more people. Peak convention demand typically occurs in the spring and fall. Because of vacations, the summer months represent the slowest period for this market segment; winter demand varies. The average length of stay for typical meetings and groups ranges from three to five days. Most commercial groups meet during the weekday period of Monday through Thursday, but associations and social groups will sometimes gather on weekends.

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Commercial groups tend to have a low double occupancy of 1.3 to 1.5 people per room, while social groups are likely to have double occupancy rates ranging from
1.5 to 1.9.

A large percentage of the meeting and group demand in the local lodging market is generated by groups that are not based in the immediate area. Most of this demand is regional in nature, with a large representation of Florida-based associations and corporations. Management representatives indicate that a significant portion of the subject property's meeting and group demand is generated by state associations headquartered in Tallahassee, which is located approximately 210 miles northwest of St. Petersburg (and serves as the state capital). The Hilton reportedly competes with a number of hotels in St. Petersburg, Clearwater, and Tampa for groups that wish to meet in the Tampa Bay metropolitan area.

Because the Hilton's location is inferior to those of resort-style hotels situated on the beachfront, the hotel offers rates that are typically lower than those available at many of the beachfront lodging facilities. Consequently, the Hilton generally serves the most rate-sensitive portion of the meeting and group market, including a considerable number of SMERF (social, military, educational, religious, and fraternal) organizations; management representatives indicate that SMERF groups comprise approximately 80% of the Hilton's meeting and group business.

Meeting and group patronage is quite profitable for hotels. Although room rates are discounted for large groups, the property benefits from the use of meeting space and the revenues generated by in-house banquets and cocktail receptions. Facilities that are necessary to attract meetings and groups include function areas with adequate space for breakout, meals, and receptions; recreational amenities; and a sufficient number of guestrooms to house the attendees.

Growth in business-related meeting and group demand is closely related to growth in the commercial segment. Non-commercial meeting and group demand, on the other hand, is tied to the economic factors that influence leisure travel. It should be noted that meetings and similar events are booked in advance, and thus growth in this segment tends to lag slightly behind increases in commercial or leisure demand.

Historically, meeting and group demand in the subject property's competitive market is estimated to have increased slower than overall hotel

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demand in the area (which rose at an average annual compounded rate of 10.8% between 1989 and 1995). We believe that the arrival of the Tampa Bay Devil Rays in 1998 will generate a significant amount of meeting and group demand in the form of baseball teams and officials. In light of this information and the relevant economic and demographic trends, we estimate that meeting and group demand in the subject property's market area will increase by 1.0% in 1997 and by 2.0% in 1998 before stabilizing at 1.0% annually throughout the remainder of the projection period.

Leisure Segment

The leisure market segment consists of individuals and families who are spending time in the area or passing through en route to other destinations. Their travel purposes may include sightseeing, recreation, visiting friends and relatives, or numerous other non-business activities. Leisure demand is strongest Friday and Saturday nights and all week during holiday periods and the summer months. These peak periods are negatively correlated with commercial visitation, underscoring the stabilizing effect of capturing weekend and summer tourist travel. The typical length of stay ranges from one to four days, depending on the destination and travel purpose, and the rate of double occupancy generally ranges from 1.8 to 2.5 people per room.

Leisure travelers tend to be the most price-sensitive segment in the lodging market. They often prefer low-rise accommodations where parking is convenient to the rooms, and they typically demand extensive recreational facilities and amenities. Ease of highway access and proximity to tourist attractions are important locational considerations. In the area surrounding the subject property, leisure demand is primarily generated by the Pinellas County beaches.

When compared to its beachfront competitors, the Hilton is at a clear disadvantage as a result of its downtown location. This is particularly true in the leisure market segment, as Florida's prevalent image among leisure travelers is tied to the oceanfront and beaches. Although the Hilton is situated near several tourist attractions in downtown St. Petersburg (including the Thunderdome, Al Lang Stadium, the Pier, the Bayfront Center, and a number of museums and exhibits), these sources of diversion create minimal demand for overnight accommodations. Management representatives report that although nearby attractions generate some demand for the subject property, a majority of the leisure patronage accommodated by the hotel consists of overflow demand during periods when the beachfront hotels are fully occupied.

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Future leisure demand is related to the overall economic health of the nation. Trends showing changes in state and regional unemployment and disposable personal income often have a strong impact on non-commercial visitation. Traffic counts on nearby highways and attendance at local attractions can also form a basis for projections.

In October of 1996, the Thunderdome closed for a $70,000,000 renovation that will entail a reconfiguration and expansion of the public areas, making the stadium more suitable for baseball play. In 1998, the Thunderdome will reopen as Tropicana Field, in time to host a round of the NCAA basketball championships. The Tampa Bay Devil Rays will begin play at the stadium at the start of the 1998 baseball season. In 1999, the stadium will host the final four of the NCAA basketball championships. In light of these events and economic and demographic trends in the market area, we project leisure demand to decline by 5% in 1997, followed by increases of 8% in 1998, 3% in 1999, and 2% annually thereafter.

Airline Segment

Airline demand is generated by flight crews and delayed passengers. The airlines typically contract rooms in nearby lodging facilities for extended periods to ensure the availability of accommodations. Because they are able to guarantee a specific level of usage on a daily basis, airlines can usually negotiate deeply discounted room rates. This type of demand is advantageous because it provides a base level of occupancy over a long period that normally includes weekends and slow seasons. The occupancy benefit is offset by low contract room rates, which have an adverse impact on average rate. Skilled hotel operators use airline patronage to fill in during periods of low occupancy, and quickly displace this demand when higher-rated market segments offer better potential.

In January of 1994, the subject property entered into a contract with Delta Airlines to accommodate some of the crews scheduled to remain in the area overnight. The hotel must also provide transportation to and from the airport for each crew. The low rate and the expense associated with transportation effectively limits the profit potential of this segment; however, the revenue generated by these room nights enables the hotel to achieve greater economies of scale (particularly with respect to staffing levels) and thus operate more efficiently. Some food and beverage revenue is also generated by these guests.

In 1994, airline contract demand approximated 20,300 room nights, at an average rate of $31.73. In 1995, demand declined to roundly 14,300 rooms on

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an annual basis, at an average rate of $31.46. Management representatives indicate that Delta contract demand has continued to decrease in 1996; year-to-date September, 1996 figures indicate that approximately 6,800 contract room nights were accommodated, which represents a 40.1% drop from the same period in 1995.

The subject property's contract with Delta Airlines terminates at the end of October of 1996, but management representatives report that the hotel is likely to continue its contract business with Delta on a month-by-month basis. Management also reports that a contract is being finalized with British Airways; this agreement will commence in January of 1997, and is estimated to generate approximately 3,000 room nights on an annual basis. In consideration of this factor, we anticipate airline/contract demand to increase by 25% in 1997. As the Hilton begins to accommodate increased demand from higher-rated segments (and leisure travelers in particular), we project its contract demand to drop by 30% annually in 1998 and 1999, and then remain stable.

Growth Rates

The purpose of segmenting the lodging market is to define each major type of demand, identify customer characteristics, and estimate future growth trends. Starting with an analysis of the local area, four segments were defined as representing the subject property's lodging market. Various types of economic and demographic data were then evaluated to determine their propensity to reflect changes in hotel demand. Based on this procedure, we forecast the following average annual compounded market segment growth rates.

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Table 6-3 Average Annual Compounded Market Segment Growth Rates
--------------------------------------------------------------------------------

                                 1997       1998       1999       2000      2001
--------------------------------------------------------------------------------

Commercial                       2.0%       1.5%       1.5%       1.5%      1.5%
Meeting and Group                1.0        2.0        1.0        1.0       1.0
Leisure                         (5.0)       8.0        3.0        2.0       2.0
Airline/Contract                25.0      (30.0)     (30.0)       0.0       0.0

Overall Annual Growth            1.3%       1.5%       0.7%       1.2%      1.2%

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These growth rates will be used in subsequent sections of this study to forecast changes in lodging demand.

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COMPETITION

An integral component of the supply and demand relationship that has a direct impact on the availability of lodging demand is the current and anticipated supply of competitive lodging facilities. Our survey indicates that two hotels in the downtown St. Petersburg market offer the facilities and amenities necessary to compete with the St. Petersburg Bayfront Hilton . These primary competitors and the subject property form the downtown district's first-class hotel supply. Including the subject property, these primary competitors total 764 rooms.

A number of more distant hotels are considered secondarily competitive with the Hilton; although the facilities, rate structures, or market orientations of these hotels prevent their inclusion among the primarily competitive supply, they do compete with the subject property to some extent. These secondary competitors have been grouped by location (the Pinellas County beachfront area, mid-Pinellas County, and the Tampa/Westshore area) and are considered in the aggregate. The room counts of these hotels have been weighted to reflect the degree to which each group competes with the St. Petersburg Hilton. The aggregate weighted room count of the secondary competitors is 719.

The following table summarizes the important operating characteristics of the competitive properties. This information was compiled from personal interviews, inspections, lodging directories, and our in-house library of operating data. As noted earlier, rooms revenue per available room (RevPAR) is calculated by multiplying a property's occupancy by its average rate, and serves to gauge how well a hotel is maximizing its rooms revenue. Penetration is the ratio between the subject property's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, the subject property is performing better than the market as a whole; conversely, if the penetration is less than 100%, the hotel is performing at a level below the marketwide average.

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Table 6-4 Competitive Lodging Facilities
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                                               Estimated 1996
                                             Market Segmentation                           Estimated 1995
                                      -----------------------------------        ---------------------------------
                             No. of            Mtg. &                                                  Average
Property/Location            Rooms    Comm.    Group   Leisure    Airline        Occ.         Rate       RevPAR
------------------------------------------------------------------------------------------------------------------
Subject Property
  333 First Street South       333     16%      58%        16%        10%        69.8%      $60.80      $42.45
Renaissance Vinoy
  501 5th Avenue Northeast     360     30       60         10          0         64.0       136.00       87.04
Heritage Holiday Inn
  234 3rd Avenue North          71     50       10         40          0         65.0        62.00       40.30
Beachfront Hotels              274      0      100          0          0         75.0        99.00       74.25
Tampa/Westshore Hotels         335      0      100          0          0         65.0       102.00       66.30
Mid-Pinellas Hotels            110     75       25          0          0         77.0        59.00       45.43
------------------------------------------------------------------------------------------------------------------
Totals and Averages             --     19%      71%         8%         2%        68.6%      $94.28      $64.66


                                                Estimated 1996
                             ---------------------------------------------------------
                                        Average                Occupancy     Yield
Property/Location             Occ.       Rate       RevPAR    Penetration  Penetration
--------------------------------------------------------------------------------------
Subject Property
  333 First Street South     68.0%      $67.00      $45.56        98.4%        65.2%
Renaissance Vinoy
  501 5th Avenue Northeast   69.0       138.00       95.22        99.9        136.2
Heritage Holiday Inn
  234 3rd Avenue North       63.0        63.00       39.69        91.2         56.8
Beachfront Hotels            71.0       108.00       76.68       102.8        109.7
Tampa/Westshore Hotels       67.0       111.00       74.37        97.0        106.4
Mid-Pinellas Hotels          78.0        64.00       49.92       112.9         71.4
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Totals and Averages          69.1%     $101.22      $69.92

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                               [GRAPHIC OMITTED]

                                COMPETITION MAP

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Our survey of the subject property's competitive market shows a wide representation of hotel types. Overall, the market demand has a meeting and group orientation; we estimate this segment's year-end 1996 contribution at 71% of the overall occupancy, followed by the commercial segment (at 19%), leisure travelers (at 8%), and airline/contract demand (at 2%).

We estimate the year-end 1996 occupancy and average rate of the competitors at 69.1% and $101.22, yielding RevPAR of $69.92. The Hilton's estimated occupancy of 68.0% is slightly lower than the marketwide average. The mid-Pinellas County hotels lead the market (at an estimated occupancy of 78.0%), followed by the Pinellas County beachfront hotels (at 71.0%). Among the primary competitors, occupancy estimates range from 63.0% at the Heritage Holiday Inn to 69.0% at the Renaissance Vinoy. The subject property's estimated 1996 average rate of $67.00 is considerably lower than the marketwide level of $101.22. We note the competitive market includes a number of lodging facilities with substantially higher rate structures, such as the Renaissance Vinoy and the hotels in the Pinellas County beachfront and Tampa/Westshore areas. In terms of RevPAR, the Renaissance Vinoy is the top performer, with an estimated 1996 level of $95.22, and the Heritage Holiday Inn achieves the lowest RevPAR (estimated at $39.69 in 1996). The subject property's estimated RevPAR of $45.56 is the second-lowest in the market. We have evaluated the competitive supply, and descriptions of our findings are presented below.

Heritage Holiday Inn

The Heritage Holiday Inn is located in a residential area northwest of the subject property. The three-story building opened as a boarding house known as the Martha Washington, and is similar to an inn in terms of style. The hotel became affiliated with Holiday Inns in 1993. In addition to 71 guestrooms, facilities include a 3,148-square-foot ballroom that can be divided into three components. Food and beverage service is provided by an adjacent restaurant that is operated under a lease agreement. We estimate this property's year-end 1996 market mix at 50% commercial travelers, 40% leisure, and 10% meeting and group. This hotel's year-end 1996 occupancy and average rate are estimated at 63% and $63.

Renaissance Vinoy Hotel

The Vinoy is an historic property that was constructed in the 1920s. The hotel closed in 1974, and reopened as the Stouffer Vinoy in mid-1992, following a renovation. In May of 1995, Renaissance Hotels International purchased the Stouffer Hotel Company, and the hotel is now known as the Renaissance Vinoy. The hotel sits amid eight miles of city-owned park land that fronts Tampa Bay, north of the subject property. The $92,000,000

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renovation project included extensive restoration of the Vinoy Hotel to its original condition and the addition of an adjacent wing housing guestrooms and other facilities. The Vinoy consists of 258 original rooms in the main building, 102 guestrooms in the new wing, four restaurants, one lounge, and approximately 21,780 square feet of meeting space. Recreational amenities include a 14-court tennis complex, a 5,000-square-foot health facility, a 74-slip marina, two croquet courts, two heated outdoor pools, and access to an 18-hole golf course that the hotel operates on a site approximately 1.6 miles away.

The new Vinoy Hotel was intended to operate as a luxury resort, and thus was not expected to be directly competitive with the Hilton. However, the property achieved only limited success in this segment during its first years of operation, largely as a result of its downtown location, lack of beach access, and distance from the golf course. The absence of a strong corporate market in St. Petersburg has also contributed to this failure. Although the Vinoy has succeeded in capturing a majority of the area's high-end corporate demand (including both individuals and groups), this segment has proven insufficient to support the 360-room hotel. As a result of these circumstances, the Vinoy's current market orientation renders it primarily competitive with the Hilton.

Given the Vinoy's superior facilities, the hotel has been extremely effective in attracting meeting and group demand, which is estimated to contribute 60% of its occupancy. Commercial guests comprise another 30%, and the remaining 10% of the hotel's demand is generated by leisure travelers. We estimate the year-end 1996 occupancy and average rate of the Renaissance Vinoy at 69% and $138.

Pinellas County Beachfront Hotels

The Pinellas County beachfront hotels are included among the competitive supply by virtue of their relative proximity to the subject property and the fairly extensive amount of meeting space available at each facility. Because they are situated directly on the Gulf of Mexico and feature a resort atmosphere, these properties typically attract high-rated commercial and meeting and group travelers who prefer to conduct business in a beachfront location. Nonetheless, these hotels do offer lower rates during off-peak periods, and thus compete with the Hilton for a defined component of the meeting and group segment.

The St. Petersburg beachfront hotels that are considered competitive with the Hilton include the Don Ce Sar (275 rooms), the Tradewinds (577

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rooms), and the Radisson Sandpiper (159); the Clearwater beachfront hotels are the Sheraton Sand Key (390 rooms) and the Doubletree Surfside Resort (428 rooms). These hotels compete with the subject property only in the meeting and group demand segment, and their total room count has been weighted to reflect an overall competitiveness of 15%. We estimate the year-end 1996 occupancy and average rate of the beachfront properties at 71% and $108.

Tampa/Westshore Hotels

Like the beachfront properties, the Tampa/Westshore hotels compete with the Hilton only in the meeting and group segment; however, these hotels also enjoy a strong level of commercial demand as a result of their proximity to office space concentrations and Tampa International Airport. Although these properties attract a number of corporate groups that originate in Tampa, the Hilton competes for those organizations that may choose between Tampa and other destinations based on accommodations and rate rather than location. For the most part, the Hilton competes with the Tampa/Westshore hotels during slow periods when commercial activity is limited (such as weekends) and for lower-rated business generated by state associations and government groups. Like the subject property, these lodging facilities have limited recreational amenities and must compete by offering lower rates during off-peak occupancy periods.

The Tampa/Westshore hotels that are considered competitive with the Hilton are the Wyndham Harbor Island (300 rooms), the Crowne Plaza Westshore (272 rooms), the Hyatt Westshore (445 rooms), and the Sheraton Grand Hotel (324 rooms). As a group, these lodging facilities are considered 25% competitive with the subject property. We estimate the year-end 1996 occupancy and average rate of the Tampa/Westshore hotels at 67% and $111.

Mid-Pinellas County Hotels

The mid-Pinellas County hotels compete with the Hilton as a result of their proximity to Tampa and the region's international airport. Perhaps more importantly, these properties are located near a concentration of commercial demand generators, and are among the newest lodging facilities available in Pinellas County. Until the mid-1980s, there were no hotels on Ulmerton Road, and travelers seeking accommodations in this market generally used lodging facilities located along U.S. 19, which was once the primary multiple-access, north/south route serving Pinellas County. With the construction of Interstate 275, which created a bypass around U.S. 19, Ulmerton Road became the newest area of hotel development. Although these properties were constructed during a period of commercial expansion

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in Pinellas County, the new supply located on Ulmerton Road near the I-275 intersection is believed to have exceeded demand in the immediate area. As a result, new demand that has become available and much of the existing demand that was previously accommodated by older, unaffiliated hotels in Pinellas County has been absorbed by the mid-Pinellas County (Ulmerton Road) hotels. Overall, the new hotel development on Ulmerton Road has had an unfavorable impact on the subject property's ability to attract commercial guests.

The competitive mid-Pinellas County hotels are the Courtyard by Marriott (149 rooms), the Holiday Inn (174 rooms), and the Hampton Inn (118 rooms). These properties are all affiliated with lodging chains that enjoy strong national reputations and reservation systems; in consideration of these attributes and the caliber of the physical facilities, we judge these hotels to be 25% competitive with the Hilton. All of these properties derive a majority of their occupancy from commercial travelers. The Holiday Inn, which offers approximately 5,000 square feet of meeting space, also competes with the subject property in the meeting and group segment. Overall, this competitive group is estimated to derive 75% of its occupancy from commercial demand and 25% from the meeting and group segment. We estimate the year-end 1996 occupancy and average rate of the mid-Pinellas County hotels at 78% and $64.

Proposed Cometitors

It is important to consider any new hotels that may have an impact on the subject property's operating performance. Based on our fieldwork in the market and our discussions with local hotel operators, developers, and government officials, we have not identified any properties that are proposed or under development in the St. Petersburg area that are likely to compete with the Hilton directly.

CONCLUSION

Smith Travel Research data indicates growth in the subject property's competitive market from 1989 through August of 1996. Despite increases in the guestroom supply, occupancy and average rate rose at average annual compounded levels of 2.1% and 5.8%, respectively, between 1989 and 1995. Year-to-date August, 1996 figures suggest that although occupancy remained fairly stable from 1995 to 1996, average rate continued to increase.

We identified four market segments that generate lodging demand in the subject property's competitive market. Growth rates for each market segment were projected based on an analysis of the economic and demographic trends that have a significantly influence on lodging demand. In

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general, demand is anticipated to increase moderately throughout the projection period.

Two properties in downtown St. Petersburg compete with the subject property directly. We also identified a number of more distant hotels that are considered secondarily competitive with the Hilton; these secondary competitors have been grouped by location, and are considered in the aggregate. Overall, the subject property's estimated year-end 1996 occupancy and average rate are lower than those of the market as a whole.

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7. Projection of Occupancy and Average Rate

Historical Operating Performance

The following table sets forth the subject property's historical occupancy, average rate, and RevPAR. For the purpose of comparison, we have also presented corresponding marketwide data (as provided by Smith Travel Research). In addition to the annual percent change calculations, we have determined the subject property's occupancy, average rate, and RevPAR penetration factors.

================================================================================
Table 7-1 Historical Trends
--------------------------------------------------------------------------------

                                                                                  Year to Date
                                                                              --------------------

                            1991      1992       1993      1994       1995       1995      1996
     ---------------------------------------------------------------------------------------------
Subject Property

Occupancy                    57.2%     50.8%      53.3%     70.0%      69.8%      72.9%     71.0%
Percent Change                 --     (11.2)%      4.9%     31.3%      (0.3)%       --      (2.7)%
Occupancy Penetration        91.5%     84.3%      88.1%    102.1%      99.2%      98.1%     95.5%

Average Rate               $66.50    $68.44     $69.11    $61.00     $60.80     $62.80    $69.13
Percent Change                 --       2.9%       1.0%    (11.7)%     (0.3)%       --      10.1%
Average Rate Penetration    110.0%    110.4%      91.8%     80.0%      75.5%      76.1%     77.2%

RevPAR                     $38.04    $34.77     $36.84    $42.70     $42.44     $45.81    $49.08
Percent Change                 --      (8.6)%      5.9%     15.9%      (0.6)%       --       7.1%
RevPAR Penetration          100.6%     93.1%      80.8%     81.7%      74.9%      74.7%     73.8%

Areawide (STR)

Occupancy                    62.5%     60.3%      60.5%     68.5%      70.4%      74.3%     74.3%
Percent Change                 --      (3.6)%      0.5%     13.2%       2.7%        --      (0.0)%

Average Rate               $60.48    $61.98     $75.31    $76.21     $80.51     $82.47    $89.51
Percent Change                 --       2.5%      21.5%      1.2%       5.6%        --       8.5%

RevPAR                     $37.82    $37.34     $45.59    $52.24     $56.65     $61.31    $66.53
Percent Change                 --      (1.3)%     22.1%     14.6%       8.4%        --       8.5%

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As illustrated by the previous table, the subject property's occupancy rose from 57.2% in 1991 to 69.8% in 1995. There was a dramatic 11.2% drop in 1992, and the hotel registered an occupancy of only 50.8% in that year; we note that although the marketwide level also declined, that decrease was only 3.6%. We believe that the Hilton's poor 1992 performance can be attributed to the compounded effects of the national recession and the opening of the Stouffer's (Renaissance) Vinoy Hotel in downtown St. Petersburg. The Vinoy property now accommodates many of the high-end commercial travelers who formerly used the Hilton. As a result of this lower occupancy, the subject property's RevPAR decreased by 8.6% in 1992, resulting in a RevPAR penetration of only 93.1%.

Occupancy at the Hilton rebounded by 4.9% in 1993 (as opposed to the marketwide gain of 0.5%), as the hotel's marketing staff succeeded in replacing some of the lost commercial business with meeting and group demand; the addition of the executive conference center and several smaller meeting rooms reportedly aided these efforts. The opening of the high-rated Vinoy Hotel in November of 1992 led to a 21.5% increase in the marketwide average rate in 1993 (the property's first full year of operation). The subject property's average rate increased by only 1.0% in that year, causing the hotel's RevPAR penetration to drop again, to 80.8%.

In 1994, the subject property's occupancy rose by a full 31.3%, largely as a result of the Delta Airlines contract, which contributed an estimated 20,000 room nights in that year. The market also maintained a strong 13.2% occupancy gain in 1994. Because of its volume of low-rated Delta contract business, the Hilton's average rate decreased by 11.7%, dropping from $69.11 in 1993 to $61.00 in 1994. Conversely, the market registered a slight 1.2% increase. As occupancy rose and average rate fell, the subject property's RevPAR penetration increased slightly, to 81.7% in 1994.

In 1995, both occupancy and average rate decreased by 0.3% at the Hilton, while the market as a whole achieve an occupancy gain of 2.7% and an average rate increase of 5.6%. Year-to-date August figures show another occupancy decrease of 2.7% at the Hilton from 1995 to 1996. However, by virtue of a 10.1% gain in average rate, the subject property's year-to-date RevPAR rose by 7.1% from 1995 to 1996. Marketwide data for the same year-to-date period show a similar trend of relatively stable occupancy coupled with rising average rates.

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A hotel's occupancy should also be evaluated on a monthly basis to identify seasonality trends. The following table sets forth the subject property's monthly occupancy in 1995 and 1996; we note that the figures for the last several months of 1996 represent estimates.

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Table 7-2  Subject Property's Monthly Occupancy History
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                                     1995      1996    Percent
                                  Occupancy Occupancy  Change
                    -------------------------------------------

                    December        53.0%     46.4%    (12.5)%
                    January         69.8      76.1       9.0
                    February        87.5      86.7      (0.9)
                    March           89.9      85.5      (4.9)
                    April           81.7      78.3      (4.1)
                    May             70.8      66.3      (6.4)
                    June            67.4      60.0     (10.9)
                    July            64.1      63.2      (1.4)
                    August          53.8      52.8      (2.0)
                    September       61.3      60.6      (1.2)
                    October         79.0      81.2       2.8
                    November        61.1      63.1       3.2
                    -------------------------------------------

                    Full Year       69.8%     68.2%     (2.3)%

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The subject property's occupancy tends to peak in the late winter and spring. October is also a strong month as a result of increased meeting and group demand. The lowest occupancies typically occur in December and August, when they average between 45% and 55%.

Premise of the Projections

To a certain degree, occupancy and rate attainment can be manipulated by management. For example, hotel operators may choose to lower rates in an effort to maximize occupancy. Our forecasts reflect an operating strategy that we believe would be implemented by competent management team to achieve an optimal mix of occupancy and average rate.

Projected Room Night Demand

Lodging demand and occupancy can be projected through a process known as room night analysis. A room night is a unit of hotel demand that equals one room that is occupied for one night. After estimating the number of room nights a hotel can be expected to attract during a 12-month period, we can determine occupancy by dividing the number of room nights of demand captured by the number of room nights available (calculated as the room count x 365). The total annual number of room nights occupied in

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the competitive hotels equates to the market's accommodated room night demand, as shown in the following table.

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Table 7-3 Estimated Year-End 1996 Accommodated Room Night Demand
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                                          Marketwide         Subject Property
                               ------------------------  -----------------------

                               Accommodated    Percent   Accommodated   Percent
Market Segment                    Demand       of Total     Demand      of Total
--------------------------------------------------------------------------------

Commercial                        72,000         19%        13,000         16%
Meeting and Group                265,000         71         48,000         58
Leisure                           29,000          8         13,000         16
Airline/Contract                   8,000          2          8,000         10
--------------------------------------------------------------------------------
Total                            374,000        100%        82,000        100%

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Latent Demand

The previous table illustrates the accommodated room night demand in the subject property's competitive market. Because this estimate is based on occupancies, it includes only those hotel rooms that were used by guests. Latent demand considers guests who could not be accommodated by the existing competitive supply, and can be divided into unaccommodated demand and induced demand. Based on our fieldwork and analysis, we do not believe that there is any significant amount of latent demand in the subject property's market.

Total Usable Room Night Demand

Total usable room night demand is estimated by combining accommodated demand and usable latent demand. Usable latent demand is that portion of latent demand that can be absorbed based on the number of existing and proposed hotel rooms in the market. As noted above, our analysis does not consider any latent demand.

Accommodated demand is expected to increase in each year of the projection period. Although leisure demand is expected to decline by 5.0% in 1997 (reflecting the closing of the Thunderdome, which is a major attraction in St. Petersburg), anticipated growth in the other three segments should more than offset this decrease, allowing a 1.3% gain in overall demand. Likewise, the anticipated drop in airline/contract room nights in 1998 and 1999 is projected to be accompanied by increases in the commercial, meeting and group, and leisure segments, allowing overall demand growth of 1.5% in 1998 and 0.7% in 1999. In subsequent years, total accommodated room night demand is projected to increase at a moderate rate of 1.2%

HVS International, Mineola, New York     Projection of Occupancy and
                                         Average Rate                         83
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annually. The following table outlines the projected annual change in accommodated room night demand in the subject property's competitive market.

================================================================================
Table 7-4 Total Usable Room Night Demand

                        Historical      1997           1998           1999          2000         2001
-------------------------------------------------------------------------------------------------------
Commercial
Growth Rate                   --          2.0%           1.5%           1.5%          1.5%         1.5%
Accommodated Demand       72,079       73,521         74,624         75,743        76,879       78,032

Meeting and Group
Growth Rate                   --          1.0%           2.0%           1.0%          1.0%         1.0%
Accommodated Demand      264,737      267,384        272,732        275,459       278,214      280,996

Leisure
Growth Rate                   --         (5.0)%          8.0%           3.0%          2.0%         2.0%
Accommodated Demand       28,817       27,376         29,566         30,453        31,062       31,683

Airline/Contract
Growth Rate                   --         25.0%         (30.0)%        (30.0)%         0.0%         0.0%
Accommodated Demand        8,271       10,339          7,237          5,066         5,066        5,066

Totals
Commercial                72,079       73,521         74,624         75,743        76,879       78,032
Meeting and Group        264,737      267,384        272,732        275,459       278,214      280,996
Leisure                   28,817       27,376         29,566         30,453        31,062       31,683
Airline/Contract           8,271       10,339          7,237          5,066         5,066        5,066
-------------------------------------------------------------------------------------------------------
TOTAL DEMAND             373,904      378,620        384,159        386,721       391,221      395,777

Annual Demand Growth          --          1.3%           1.5%           0.7%          1.2%         1.2%

--------------------------------------------------------------------------------

Guestroom Supply

In 1996, the competitive properties provided a weighted total of 1,483 guestrooms. As noted earlier, we anticipate no further additions to the market. The following table shows the projected competitive supply of available rooms and available room nights. To calculate the annual number of available room nights, the number of available rooms is multiplied by 365.

HVS International, Mineola, New York     Projection of Occupancy and
                                         Average Rate                         84
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Table 7-5 Available Rooms and Room Nights
--------------------------------------------------------------------------------

                             Total Room                   Overall
                               Night      Room Nights   Competitive
                 Year          Demand      Available     Occupancy
              ------------------------------------------------------

              Historical      373,904       541,295          69%
                 1997         378,620       541,295          70
                 1998         384,159       541,295          71
                 1999         386,721       541,295          71
                 2000         391,221       541,295          72
                 2001         395,777       541,295          73

--------------------------------------------------------------------------------

Overall Competitive Occupancy

As indicated by the table above, the overall occupancy of the competitive hotels is expected to increase steadily, from an estimated level of 69% as of year-end 1996 to 73% in 2001. This reflects the slow growth in room night demand and the lack of any additional supply entering the market.

Competitive Index Analysis

Competitive indexes are used to analyze the relative market position of each property on the basis of a particular demand segment. The index represents the number of times each year that one room is occupied by one type of traveler (e.g., commercial, meeting and group, leisure, or airline/ contract), or the number of room nights actually accommodated per year, per room, per market segment. For example, if a hotel has a commercial competitive index of 190, each room in the property is occupied 190 times a year by a commercial traveler. The competitive index is calculated by dividing a hotel's annual accommodated room night demand in a particular market segment by that property's room count. Competitive indexes will be used to illustrate each property's position in the market based on its ability to compete with other local lodging facilities.

Commercial Segment

The estimated year-end 1996 commercial segment competitive indexes in the subject property's market range from 40 to 214. The mid-Pinellas County hotels are the most competitive properties in this segment as a result of their proximity to a number of the area's primary commercial demand generators. The Heritage Holiday Inn occupies the second position with an index of 115, which is largely attributable to its chain affiliation and small size (which limits its reliance on group demand). The subject property's low index of 40 reflects the limited commercial activity in its immediate neighborhood and the hotel's reliance on meeting and group demand. The beachfront and Tampa/Westshore hotels do not compete with the Hilton in this market segment. We expect no changes in the relative market

HVS International, Mineola, New York     Projection of Occupancy and
                                         Average Rate                         85
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positions of the competitive hotels during the projection period, as illustrated by the following table.

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Table 7-6 Commercial Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                       Historical   1997    1998    1999    2000    2001
--------------------------------------------------------------------------------

Subject Property                   40         40      40      40      40      40
Renaissance Vinoy                  76         76      76      76      76      76
Heritage Holiday Inn              115        115     115     115     115     115
Beachfront Hotels                   0          0       0       0       0       0
Tampa/Westshore Hotels              0          0       0       0       0       0
Mid-Pinellas Hotels               214        214     214     214     214     214

--------------------------------------------------------------------------------

Meeting and Group Segment

The selected beachfront hotels and the Tampa/Westshore lodging facilities lead the market in the meeting and group segment, with estimated 1996 indexes of 259 and 245, respectively. Beginning in 1998 (when the Thunderdome facility reopens), the subject property is expected to exhibit an improvement in its competitive position in this segment, and its index is projected to increase from 144 to 150. Because it is the hotel closest to the Thunderdome, the Hilton is expected to accommodate a majority of the meeting and group demand generated by baseball-related groups. We anticipate the meeting and group segment competitive indexes of the other hotels to remain unchanged throughout the projection period. The following table illustrates the competitive indexes in the meeting and group segment.

================================================================================
Table 7-7 Meeting and Group Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                      Historical    1997    1998    1999    2000    2001
--------------------------------------------------------------------------------

Subject Property                  144        144     150     150     150     150
Renaissance Vinoy                 151        151     151     151     151     151
Heritage Holiday Inn               23         23      23      23      23      23
Beachfront Hotels                 259        259     259     259     259     259
Tampa/Westshore Hotels            245        245     245     245     245     245
Mid-Pinellas Hotels                71         71      71      71      71      71

--------------------------------------------------------------------------------

Leisure Segment

The subject property competes with the Renaissance Vinoy and the Heritage Holiday Inn in the leisure market. The Heritage Holiday Inn is the most successful hotel in the leisure segment, with an estimated 1996 competitive index of 92, followed by the subject property (with an index of 40).

HVS International, Mineola, New York     Projection of Occupancy and
                                         Average Rate                         86
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We do not project any changes in the competitive indexes of these three hotels during the projection period, as illustrated by the following table.

================================================================================
Table 7-8 Leisure Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                       Historical   1997    1998    1999    2000    2001
--------------------------------------------------------------------------------

Subject Property                   40         40      40      40      40      40
Renaissance Vinoy                  25         25      25      25      25      25
Heritage Holiday Inn               92         92      92      92      92      92
Beachfront Hotels                   0          0       0       0       0       0
Tampa/Westshore Hotels              0          0       0       0       0       0
Mid-Pinellas Hotels                 0          0       0       0       0       0

--------------------------------------------------------------------------------

Airline Segment

As a hotel's occupancy improves, its reliance on airline demand generally diminishes. Because this segment commands deeply discounted rates, operators prefer to accommodate more lucrative types of demand whenever possible.

The subject property is the only hotel in the competitive set that participates in the airline/contract segment. Although the total demand generated by this segment is expected to decline in 1998 and 1999, the subject property's competitive position will remain unchanged.

================================================================================
Table 7-9 Airline Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                       Historical   1997    1998    1999    2000    2001
--------------------------------------------------------------------------------

Subject Property                  25          25      25      25      25      25
Renaissance Vinoy                  0           0       0       0       0       0
Heritage Holiday Inn               0           0       0       0       0       0
Beachfront Hotels                  0           0       0       0       0       0
Tampa/Westshore Hotels             0           0       0       0       0       0
Mid-Pinellas Hotels                0           0       0       0       0       0

--------------------------------------------------------------------------------

Subject Property's Room Night Capture and Occupancy

After the competitive index is calculated, it is adjusted to reflect the property's room count, yielding a figure referred to as the market share adjuster. The market share adjuster of each property is then divided by the total market share adjuster for all of the competitors, resulting in each hotel's market share. By multiplying the projected market share by the area's usable room night demand, we can determine the total number of room nights captured by a specific hotel. Occupancy is then calculated by dividing the projected

HVS International, Mineola, New York     Projection of Occupancy and
                                         Average Rate                         87
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number of room nights captured by the property's total number of available room nights. Multiplying the subject property's projected market share by the estimated room night demand in each segment results in the following estimate of room nights captured by the hotel.

================================================================================
Table 7-10 Room Nights Captured by the Subject Property
--------------------------------------------------------------------------------

                            1997        1998        1999        2000        2001
--------------------------------------------------------------------------------

Commercial
Demand                    73,521      74,624      75,743      76,879      78,032
Market Share              0.1840      0.1840      0.1840      0.1840      0.1840
--------------------------------------------------------------------------------
Capture                   13,529      13,732      13,938      14,147      14,359

Meeting and Group
Demand                   267,384     272,732     275,459     278,214     280,996
Market Share              0.1811      0.1872      0.1872      0.1872      0.1872
--------------------------------------------------------------------------------
Capture                   48,421      51,062      51,572      52,088      52,609

Leisure
Demand                    27,376      29,566      30,453      31,062      31,683
Market Share              0.4617      0.4617      0.4617      0.4617      0.4617
--------------------------------------------------------------------------------
Capture                   12,639      13,650      14,059      14,340      14,627

Airline/Contract
Demand                    10,339       7,237       5,066       5,066       5,066
Market Share              1.0000      1.0000      1.0000      1.0000      1.0000
--------------------------------------------------------------------------------
Capture                   10,339       7,237       5,066       5,066       5,066

Total Capture             84,928      85,680      84,635      85,641      86,661

--------------------------------------------------------------------------------

Dividing the total number of room nights captured by the subject property's number of available room nights per year (calculated as 333 x 365) produces the projected occupancy percentage.

HVS International, Mineola, New York     Projection of Occupancy and
                                         Average Rate                         88
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Table 7-11 Calculation of the Subject Property's Projected Occupancy
--------------------------------------------------------------------------------

                               1997       1998       1999       2000       2001
--------------------------------------------------------------------------------

Room Nights Captured         84,928     85,681     84,635     85,641     86,661
Available Room Nights       121,545    121,545    121,545    121,545    121,545
Occupancy                     69.87%     70.49%     69.63%     70.46%     71.30%
Rounded                          70%        70%        70%        70%        71%

--------------------------------------------------------------------------------

For the purpose of forecasting income and expense, we will use the following occupancy levels.

================================================================================
Table 7-12 Occupancy Forecast
--------------------------------------------------------------------------------

                             Year               Occupancy
                          -------------------------------

                             1997                  70%
                             1998                  70
                          Stabilized               70

--------------------------------------------------------------------------------

Although the preceding room night analysis shows the subject property achieving a 71% occupancy in 2001, we have chosen to use a stabilized level of 70%. The stabilized occupancy is intended to reflect the anticipated results of the property over its remaining economic life, given any and all changes in the life cycle of the hotel. Thus, the stabilized occupancy excludes from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusually high or low occupancies. Although the subject property may operate at occupancies above this stabilized level, we believe it equally possible for new competition and temporary economic downturns to force the occupancy below this selected point of stability.

AVERAGE RATE ANALYSIS

One of the most important considerations in estimating the value of a lodging facility is a supportable forecast of its attainable average rate, which is more formally defined as the average rate per occupied room. Average rate can be calculated by dividing the total rooms revenue achieved during a specified period by the number of rooms sold during the same period. The projected average rate and the anticipated occupancy percentage are used to forecast rooms revenue, which in turn provides the basis for estimating most other income and expense categories.

HVS International, Mineola, New York     Projection of Occupancy and
                                         Average Rate                         89
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Average Rate by Month

The following table shows the subject property's monthly occupancy and average rate in 1995 and 1996. Once again, we note that figures for the last several months of 1996 represent estimates rather than actual data.

================================================================================
Table  7-13 Subject Property's Occupancy and Average Rate by Month
--------------------------------------------------------------------------------

                             1995                           1996
                     -------------------   -------------------------------------

                                 Average              Percent   Average  Percent
                    Occupancy     Rate     Occupancy  Change     Rate     Change
--------------------------------------------------------------------------------

December              53.0%      $58.08      46.4%    (12.5)%   $59.05     1.7%
January               69.8        61.33      76.1       9.0      71.67    16.9
February              87.5        72.78      86.7      (0.9)     82.57    13.5
March                 89.9        78.27      85.5      (4.9)     81.69     4.4
April                 81.7        67.28      78.3      (4.1)     70.87     5.3
May                   70.8        61.15      66.3      (6.4)     67.25    10.0
June                  67.4        52.57      60.0     (10.9)     57.63     9.6
July                  64.1        45.73      63.2      (1.4)     56.33    23.2
August                53.8        52.71      52.8      (2.0)     56.66     7.5
September             61.3        51.13      60.6      (1.2)     60.41    18.1
October               79.0        56.01      81.2       2.8      65.45    16.9
November              61.1        59.84      63.1       3.2      67.75    13.2

--------------------------------------------------------------------------------

The previous table underscores the correlation between a hotel's occupancy and its average rate: as occupancy increases, rates tend to follow. On a monthly basis, the St. Petersburg Bayfront Hilton achieves its highest average rate during February and March, when the hotel's occupancy reaches 85% to 90%.

In 1996, as management began to replace airline/contract demand with meeting and group business, average rate has increased (particularly during the autumn months). There was also a 23.2% jump in average rate in July of 1996 (which is typically the month in which rates are lowest), and this occurred without a large sacrifice in occupancy (which declined by only 1.4% during the same month).

Competitive Positioning

The average rate of the St. Petersburg Bayfront Hilton will be projected using a competitive positioning method. This technique begins with an analysis of the average rates achieved by the subject property and its competitors. These rates establish a range that reflects certain characteristics of the specific market, such as price sensitivity, demand orientation, and occupancy. The subject property's average rate is then compared to those of the

HVS International, Mineola, New York     Projection of Occupancy and
                                         Average Rate                         90
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hotels to which it is most similar in terms of size, quality, facilities, amenities, market orientation, location, management, image, and affiliation. Adjustments are made to reflect any relevant differences.

Although the average rate analysis presented here follows the occupancy projections, these two statistics are highly correlated; in reality, one can not project occupancy without making specific assumptions regarding average rate. This relationship is best illustrated by RevPAR, which reflects a property's ability to maximize rooms revenue. The following table summarizes the estimated year-end 1996 average rate and RevPAR of the subject property and its competitors.

================================================================================
Table 7-14 Estimated Year-End 1996 Average Rate and RevPAR Levels
--------------------------------------------------------------------------------

            Property                         Average Rate        RevPAR
            -----------------------------------------------------------

            Subject Property                    $67.00          $45.56
            Renaissance Vinoy                   138.00           95.22
            Heritage Holiday Inn                 63.00           39.69
            Beachfront Hotels                   108.00           76.68
            Tampa/Westshore Hotels              111.00           74.37
            Mid-Pinellas Hotels                  64.00           49.92
            -----------------------------------------------------------
            Average                            $101.22          $69.92

--------------------------------------------------------------------------------

The competitive market includes a wide range of property types, ranging from the luxury-class Renaissance Vinoy to two limited- service hotels located in the mid-Pinellas County region (the Courtyard and Hampton Inn). The subject property's average rate is lower than those registered by the beachfront and Tampa/Westshore hotels, which are located in areas better suited to capture high-end leisure and meeting and group demand, and by the Renaissance Vinoy, which has far superior facilities. The estimated year-end 1996 average rate of the Hilton is slightly higher than those of the Heritage Holiday Inn and the mid-Pinellas County hotels, which are generally smaller and offer fewer facilities and amenities. Given the hotel's advantages and disadvantages relative to its competitors, the subject property's estimated year-end 1996 average rate of $67.00 appears appropriate, and it has been used as a basis for projecting changes during the next few years.

HVS International, Mineola, New York     Projection of Occupancy and
                                         Average Rate                         91
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Average Rate Increase

It is important to note that hotel room rate increases do not necessarily conform to the underlying monetary inflation rate, because lodging facilities are influenced by market conditions such as the relationship between supply and demand. A hotel's ability to raise room rates is affected by a number of factors, including the following.

o Supply and Demand Relationships - The relationship between supply and demand is one of the factors that determine hotel occupancies and average rates. Strong markets where lodging demand is increasing faster than supply are often characterized by rate growth that exceeds inflation. Markets that are overbuilt or suffering from declining demand are unlikely to exhibit any significant increases in average rates.

o Inflationary Pressures - Price increases caused by inflation affect hotel room rates by eroding profit margins and encouraging operators to raise prices. This strategy is effective only in markets that are characterized by a healthy supply and demand relationship.

o Improving the Competitive Standard - When a new lodging facility enters a mature market, its rates may be set higher than the marketwide average in an effort to justify the development costs. This may allow other competitors to achieve corresponding gains by effectively raising the amount the market will bear. However, if the addition to supply has a severe impact on the occupancy levels of other hotels, price competition may ensue.

o Property-Specific Improvements - Changes that make a hotel more or less attractive to guests can have an impact on average rate. An expansion, renovation, upgrading, or the introduction of additional facilities and amenities may enable greater-than-inflationary room rate increases. Likewise, deferred maintenance may make a property less competitive, engendering a decline in room rates.

In determining average rate projections, changes that occur prior to occupancy stabilization are generally attributable to factors that are specific to the property and the market. After a hotel achieves a stabilized occupancy, room rates are generally expected to continue to increase at the underlying inflation rate throughout the remainder of the projection period.

Between 1990 and 1993, the Hilton's average rate growth was hindered by a variety of factors, including the national recession, the property's physical condition, and a decline in market demand. In 1994, average rate dropped by roughly 12% as the hotel began to accommodate demand generated by

HVS International, Mineola, New York     Projection of Occupancy and
                                         Average Rate                         92
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the Delta Airlines contract. This contract was accepted because it provided a base level of occupancy. Year-to-date 1996 figures indicates a 10.1% rate gain from 1995 to 1996, which is commensurate with marketwide increases and reflects the hotel's reduced reliance on airline/contract business. Based on these considerations, we forecast the following average rates.

================================================================================
Table 7-15 Average Rate Forecast
--------------------------------------------------------------------------------

                                   Marketwide              Subject Property
                            ----------------------     -------------------------

                                            Rate         Rate         Projected
Year                        Occupancy     Increase     Increase     Average Rate
--------------------------------------------------------------------------------

Positioned Base                --            --            --          $67.00
     1997                      70%        3% to 4%         4.0%         69.69
     1998                      71          4 to 5          5.0          73.17
     1999                      71          3 to 4          4.0          76.10
     2000                      72          3 to 4          3.5          78.76
     2001                      73          3 to 4          3.5          81.52

--------------------------------------------------------------------------------

The subject property is expected to benefit from a variety of circumstances that are likely to have a favorable impact on average rate in upcoming years, including the introduction of baseball-related group business in 1998 and anticipated increases in leisure demand throughout the market area. In consideration of the sporting events that are to occur within the subject property's immediate vicinity (including the NCAA games and Tampa Bay Devil Ray games at the Thunderdome), we projected the average rate of the Hilton to increase by 4.0% in from 1996 to 1997, 5.0% from 1997 to 1998, and 4.0% from 1998 to 1999 before stabilizing at the underlying monetary inflation rate of 3.5% annually. The following occupancy levels and average rates will be used to project the subject property's rooms revenue.

================================================================================
Table 7-16 Forecast of Occupancy and Average Rate
--------------------------------------------------------------------------------

                    Year     Occupancy    Average Rate
                  ------------------------------------
                    1997        70%         $69.69
                    1998        70           73.17
                  Stabilized    70           76.10

--------------------------------------------------------------------------------

HVS International, Mineola, New York                    Highest and Best Use  93
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8. Highest and Best Use

The concept of highest and best use recognized by the Appraisal Institute distinguishes between the highest and best use of the land (as though vacant) and that of the property (as improved). Highest and best use is defined as:

      The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

The concept of highest and best use is the premise upon which value is based, and is a product of competitive forces in the marketplace. The principle of balance holds that real property value is created and sustained when contrasting, opposing, or interacting elements are in a state of equilibrium. This principle applies to relationships among various property components as well as the relationship between the costs of production and the property's productivity. The point of economic balance is achieved when the combination of land and building is optimal (i.e., when no marginal benefit or utility is achieved by adding another unit of capital). The law of increasing returns holds that larger amounts of the agents of production produce greater net income up to a certain point, after which the law of diminishing returns is applied.(2)

It is important to recognize that the highest and best use of the land (as though vacant) may differ from the highest and best use of the property (as improved). This may occur when a site has existing improvements and the highest and best use of the land differs from the current use. Nonetheless, the current property use will continue until the value of the land under its highest and best use exceeds the value of the property in its current use, plus the cost to remove the existing improvements.

(1) The Appraisal of Real Estate - Tenth Edition, Appraisal Institute, Chicago, IL, 1992, p. 45.

(2) Ibid., p. 40.

HVS International, Mineola, New York                    Highest and Best Use  94
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In consideration of the factors influencing development in the immediate area, it is the appraisers' opinion that the highest and best use of the subject site, as vacant, would be to hold for future development. Based on the fact that the value of the land does not exceed the value of the hotel plus the cost of demolition, it is our further opinion that the subject property's highest and best use, as improved, is its current use as a lodging facility.

HVS International, Mineola, New York                     Approaches to Value  95
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9. Approaches to Value

In appraising real estate for market value, the appraiser has three approaches from which to select: the income capitalization, sales comparison, and cost approaches. Although all three valuation procedures are given consideration, the inherent strengths of each approach and the nature of the subject property must be evaluated to determine which will provide supportable estimates of market value. The appraiser is then free to select one or more of the appropriate approaches in arriving at a final value estimate.

The Income Capitalization Approach

The income capitalization approach takes a property's projected net income before debt service and allocates this future benefit to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component is calculated. The total of the mortgage component and the equity component equals the value of the property. This approach is often selected as the preferred valuation method for income- producing properties, because it most closely reflects the investment rationale of knowledgeable buyers.

The Sales Comparison Approach

The sales comparison approach estimates the value of a property by comparing it to similar properties that have been sold on the open market. To obtain a supportable estimate of value, the sales price of a comparable property must be adjusted to reflect any dissimilarities between it and the property being appraised.

The sales comparison approach may provide a useful value estimate in the case of simple forms of real estate, such as vacant land and single-family homes, where the properties are homogeneous and the adjustments are few and relatively simple to compute. In the case of complex investments such as shopping centers, office buildings, restaurants, and lodging facilities, where the adjustments are numerous and more difficult to quantify, the sales comparison approach loses much of its reliability.

HVS International, Mineola, New York                     Approaches to Value  96
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Hotel investors typically do not employ the sales comparison approach in reaching their final purchase decisions. Factors such as the lack of recent sales data, the numerous insupportable adjustments that are necessary, and the general inability to determine the true financial terms and human motivations of comparable transactions often make the results of this technique questionable. Although the sales comparison approach may provide a range of values that supports the final estimate, reliance on this method beyond the establishment of broad parameters is rarely justified by the quality of the sales data.

The market-derived capitalization rates sometimes used by appraisers are susceptible to the same shortcomings inherent in the sales comparison approach. To substantially reduce the reliability of the income capitalization approach by employing capitalization rates obtained from unsupported market data weakens the final value estimate and ignores the typical investment analysis procedures employed by hotel purchasers. Because appraisers are obligated to mirror the actions of the marketplace, we generally give the sales comparison approach minimal weight in the hotel appraisal process beyond bracketing the final estimate.(1)

The Cost Approach

The cost approach estimates market value by computing the current cost to replace the property and subtracting any depreciation resulting from physical deterioration, functional obsolescence, and external (or economic) obsolescence. The value of the land, as if vacant and available, is then added to the depreciated value of the improvements to produce a total value estimate.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements grow older and begin to deteriorate, the resultant loss in value becomes increasingly difficult to quantify accurately. We find that knowledgeable hotel buyers base their purchase decisions on economic factors such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, this approach is given minimal weight in the hotel valuation process. As noted in Hotels and Motels: A Guide to Market

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 209.

HVS International, Mineola, New York                     Approaches to Value  97
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Analysis, Investment Analysis, and Valuations, "the cost approach is seldom used to value existing hotels and motels."(1)

Reconciliation

The final step in the valuation process is the reconciliation and correlation of the value indications. Factors that are considered in assessing the reliability of each approach include the purpose of the appraisal, the nature of the subject property, and the reliability of the data used. In reconciliation, the applicability and supportability of each approach is considered and the range of value indications is examined. The most significant weight is given to the approach that produces the most reliable solution and most closely reflects the criteria used by typical investors.

Our nationwide experience with numerous hostelry buyers and sellers indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the investors who constitute the marketplace. For this reason, the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in the hotel valuation process.

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 208.

HVS International, Mineola, New York          Income Capitalization Approach  98
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================================================================================
10. Income Capitalization Approach
--------------------------------------------------------------------------------

The income capitalization approach is based on the principle that the value of a property is indicated by its net return, or what is known as the present worth of future benefits. The future benefits of income-producing properties, such as hotels, are net income before debt service and depreciation (as estimated by a forecast of income and expense) and any anticipated reversionary proceeds from a sale. These future benefits can be converted into an indication of market value through a capitalization process and discounted cash flow analysis. Using the income capitalization approach, the subject property has been valued by analyzing the local market for transient accommodations, examining existing and proposed competition, and developing a forecast of income and expense that reflects current and anticipated income trends and cost components through a stabilized year of operation.

The forecast of income and expense is expressed in current dollars for each year. The stabilized year is intended to reflect the anticipated operating results of the property over its remaining economic life, given any or all applicable stages of build-up, plateau, and decline in the life cycle of the hotel. Thus, income and expense estimates from the stabilized year forward exclude from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusual revenues or expenses.

As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, published by the Appraisal Institute, "of the three valuation approaches available to the appraiser, the income capitalization approach generally provides the most persuasive and supportable conclusions when valuing a lodging facility."(1) This text recommends that using a ten-year forecast and an equity yield rate "most accurately reflects the actions of typical hotel buyers, who purchase properties based

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

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on their leveraged discounted cash flow."(1) The simpler procedure of using a ten-year forecast and a discount rate is "less reliable because the derivation of the discount rate has little support. Moreover, it is difficult to adjust the discount rate for changes in the cost of capital."(2)

We have used both methods to discount the subject property's projected net income into an estimate of value. Method One is a ten-year discounted cash flow analysis in which the cash flow to equity and the equity reversion are discounted to the present value at the equity yield rate, and the income to the mortgagee is discounted at a mortgage interest rate. The sum of the equity and mortgage values is the total property value. Method Two is a simple ten-year discounted cash flow analysis in which the annual net income before debt service and the reversionary proceeds following a sale at the end of the tenth year are discounted back to the date of the appraisal at an overall discount rate, and then totaled to produce an indication of the present worth of future benefits.

To convert the projected income stream into an estimate of value through Method One, the anticipated net income (before debt service and depreciation) is allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. The total of the mortgage component and the equity component equals the value of the property. The process is described as follows.

1. The terms of typical hotel financing are set forth, including interest rate, amortization term, and loan-to-value ratio.

2. An equity yield rate of return is established. Numerous hotel buyers base their equity investments on a ten-year equity yield rate projection that takes into account ownership benefits such as periodic cash flow distributions, residual sale or refinancing distributions that return any property appreciation and mortgage amortization, income tax benefits, and various non-financial considerations such as status and prestige. The equity yield rate is also known as the internal rate of return on equity.

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236

(2) Ibid.

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3. The value of the equity component is calculated by first deducting the annual debt service from the projected net income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value. After deducting the mortgage balance at the end of the tenth year and the typical brokerage and legal costs, the equity residual is discounted back to the date of value at the equity yield rate. The net income to equity for each of the ten projection years is also discounted to the present value. The sum of these discounted values equates to the value of the equity component. Adding the equity component to the initial mortgage balance yields the overall property value.

      Because the mortgage and the debt service amounts are unknown but the loan-to-value ratio was determined in Step #1, the preceding calculation can be solved through an iterative process or by use of a linear algebraic equation that computes the total property value. The algebraic equation that solves for the total property value using a ten-year mortgage and equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(1)

4. The value is proven by allocating the total property value between the mortgage and equity components and verifying that the rates of return set forth in Steps #1 and #2 can be met from the projected net income.

The process of converting the projected income stream into an estimate of value through Method Two is described as follows.

1. A discount rate is established by evaluating the total property yield derived by Method One. Occasionally, the discount rate may be adjusted slightly based on the total property yields indicated by recent transactions involving hotels similar to the subject property.

2. The reversionary value is calculated by capitalizing the 11th-year net income by the terminal capitalization rate and deducting typical brokerage and legal fees.

(1) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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3. The ten-year forecast of net income (before debt service and depreciation) and the reversionary value are discounted to the date of value at the rate derived above.

Review of Operating History

Because the St. Petersburg Bayfront Hilton is an existing hotel with an established operating performance, its historical income and expense experience can serve as a basis for projections. The subject property opened in 1971, and achieved occupancy levels of 69.8% in 1995 and 71.0% through August of 1996. The following income and expense statements were provided by Ashford Financial, and are unaudited. The first table shows the operating statements for years 1995 and estimated year-end 1996. The second compares year-to-date August data for 1995 and 1996. As a result of the change in ownership that occurred in 1994, complete operating statements for years prior to 1995 are not available. Where applicable, we have reorganized the statements in accordance with the Uniform System of Accounts for Hotels.

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================================================================================
Table 10-1 Historical Operating Performance
--------------------------------------------------------------------------------

                                                  1995                                      Estimated Year-End 1996
                                   -----------------------------------------      ---------------------------------------------
No. of Rooms:                       333                                              333
No. of Occupied Rooms:           84,867                                           83,218
No. of Complimentary Rooms:       2,847                                                0
No. of Days Open:                   365                                              366
Occupancy:                        69.8%               Amount per  Amount per       68.3%                 Amount per  Amount per
Average Rate:                    $60.80     Percent    Available   Occupied       $67.43      Percent     Available   Occupied
                                 (+000)    of Gross      Room        Room          (+000)     of Gross      Room        Room
-------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                         $5,160       66.9%     $15,496     $60.80         $5,612       68.5%     $16,851     $67.43
   Food                           1,682       21.8        5,050      19.81          1,773       21.6        5,325      21.31
   Beverage                         503        6.5        1,510       5.93            547        6.7        1,644       6.58
   Telephone                        237        3.1          711       2.79            131        1.6          394       1.58
   Net Rental & Other Income        137        1.8          410      13.95            129        1.6          386       1.55
      Total                       7,718      100.1       23,177      90.94          8,192      100.0       24,601      98.44
-------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
   Rooms                          1,184       22.9        3,555      13.95          1,229       21.9        3,691      14.77
   Food & Beverage                1,615       73.9        4,851      19.03          1,707       73.6        5,126      20.51
   Telephone                        121       51.2          364       1.43              0        0.0            0       0.00
      Total                       2,921       37.8        8,771      34.41          2,936       35.8        8,817      35.28
-------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME               4,797       62.3       14,407      56.53          5,256       64.2       15,784      63.16
-------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General         865       11.2        2,597      10.19            828       10.1        2,487       9.95
   Management Fee                   233        3.0          699       2.74            251        3.1          755       3.02
   Marketing                        582        7.5        1,747       6.85            502        6.1        1,506       6.03
   Franchise Fees                   229        3.0          688       2.70            253        3.1          761       3.04
   Property Oper. & Maint.          385        5.0        1,156       4.53            389        4.7        1,168       4.67
   Energy                           533        6.9        1,602       6.29            566        6.9        1,700       6.80
      Total                       2,826       36.6        8,487      33.30          2,790       34.0        8,377      33.52
-------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                      1,971       25.7        5,920      23.23          2,466       30.2        7,407      29.64
-------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                   368        4.8        1,104       4.33            372        4.5        1,116       4.47
   Insurance                        110        1.4          330       1.30            126        1.5          378       1.51
   Reserve for Replacement          310        4.0          931       3.65            335        4.1        1,007       4.03
   Rent                              39        0.5          118       0.46             41        0.5          122       0.49
      Total                         827       10.7        2,484       9.74            874       10.6        2,624      10.50
-------------------------------------------------------------------------------------------------------------------------------
NET INCOME                       $1,144       15.0%       3,436     $13.49         $1,593       19.6%      $4,783     $19.14
===============================================================================================================================

                   *Departmental expense ratios are expressed
                    as a percentage of departmental revenues

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Table 10-2 Historical Operating Performance
--------------------------------------------------------------------------------

                                           Year-to-Date August, 1996                       Year-to-Date August, 1995
                                 ---------------------------------------------  -----------------------------------------------
No. of Rooms:                       333                                            333
No. of Occupied Rooms:           57,686                                         59,029
No. of Complimentary Rooms:       1,440                                          1,824
No. of Days Open:                   244                                            243
Occupancy:                        71.0%                Amount per   Amount per    72.9%                Amount per   Amount per
Average Rate:                    $69.13       Percent   Available    Occupied    $62.80       Percent   Available    Occupied
                                 (+000)      of Gross     Room         Room      (+000)      of Gross     Room         Room
-------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                         $3,988        68.8%     $11,975      $69.13     $3,707        68.6%     $11,133      $62.80
   Food                           1,157        20.0        3,476       20.07      1,110        20.5        3,332       18.80
   Beverage                         374         6.4        1,122        6.48        323         6.0          971        5.48
   Telephone                        190         3.3          569        3.29        175         3.2          526        2.97
   Net Rental & Other Income         85         1.5          254        1.47         87         1.6          260        1.47
      Total                       5,793       100.0       17,397      100.42      5,402        99.9       16,223       91.52
-------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
   Rooms                            833        20.9        2,503       14.45        767        20.7        2,303       12.99
   Food & Beverage                1,139        74.4        3,421       19.75      1,061        74.1        3,187       17.98
   Telephone                        102        53.6          305        1.76         79        45.1          237        1.34
      Total                       2,074        35.8        6,229       35.96      1,907        35.3        5,728       32.31
-------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME               3,719        64.2       11,168       64.47      3,495        64.6       10,495       59.20
-------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General         558         9.6        1,675        9.67        629        11.6        1,888       10.65
   Management Fee                   397         3.0          525        3.03        359         3.0          489        2.76
   Marketing                       +ERR         6.9        1,192        6.88       +ERR         6.6        1,078        6.08
   Franchise Fees                   120         2.1          359        2.07        185         3.4          557        3.14
   Property Oper. & Maint           259         4.5          777        4.49        240         4.4          721        4.07
   Energy                           387         6.7        1,163        6.72        358         6.6        1,076        6.07
      Total                       1,895        32.8        5,692       32.86      1,934        35.6        5,809       32.77
-------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                      1,823        31.4        5,476       31.61      1,560        29.0        4,686       26.43
-------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                   228         3.9          685        3.95        193         3.6          578        3.26
   Insurance                         92         1.6          276        1.60         70         1.3          211        1.19
   Reserve for Replacement          233         4.0          700        4.04        217         4.0          652        3.68
   Rent                              27         0.5           82        0.47         27         0.5           81        0.46
      Total                         581        10.0        1,744       10.07        507         9.4        1,522        8.59
-------------------------------------------------------------------------------------------------------------------------------
NET INCOME                       $1,243        21.4%      $3,732      $21.54     $1,054        19.6%      $3,164      $17.84
===============================================================================================================================

                   *Departmental expense ratios are expressed
                    as a percentage of departmental revenues

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Comparable Operating Statements

These historical income and expense statements show that the subject property's profitability has increased both in terms of overall dollar amount and as a percentage of revenues. Year-to-date August figures show that net income rose from 19.6% of gross revenue in 1995 to 21.4% in 1996. Average rate increased by 10.1% on a year-to-date basis, from $62.80 in 1995 to $69.13 in 1996. By attracting higher-rated demand, the subject property was also able to increase its food, beverage, and telephone revenues on a per-occupied-room basis; however, we also note that management was forced to increase many departmental expenses in order to retain this type of clientele.

The year-to-date 1996 increase in net income largely stems from growth in total revenue. Although year-to-date occupancy declined by 2.7% from 1995 to 1996, average rate and rooms revenue rose by 10.1% and 7.6%, respectively. In general, less rate-sensitive customers are also likely to use a hotel's various facilities and services; consequently, food, beverage, and telephone revenues all rose on a per-occupied-room basis. One exception was rent and other income, which includes revenue derived from space rentals, commissions, interest, vending, in-room movies, and other miscellaneous items. If activity involving these various revenue generators had remained stable, we would expect this line item to increase by inflation; however, year-to-date revenues remained unchanged, indicating a slight decrease in activity. Total revenue increased by 7.2% on a year-to-date basis, from roughly $5,400,000 in 1995 to $5,800,000 in 1996.

Departmental expenses rose slightly as a percentage of gross revenues on a year-to-date basis, from 35.4% in 1995 to 35.8% in 1996. Specifically, rooms, food and beverage, and telephone expenses have increased at rates higher than inflation on a per-occupied-room basis.

Marketing, energy, and property operations and maintenance expenses also increases when considered as amounts per available room, although administrative and general costs declined. Franchise fees also dropped by a substantial 35.5% from August of 1995 to August of 1996; this reflects the new franchise agreement with Hilton that was executed in August of 1995, which established a monthly franchise fee of 3.0% of rooms revenue through August of 1997 and 5.0% of rooms revenue for the remaining term of the agreement. Overall, year-to-date operating expenses decreased from 35.6% of gross revenues in 1995 to 32.8% in 1996.

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Forecast of Income and Expense

The forecast of income and expense is intended to reflect the appraiser's subjective estimate of how a typical buyer would project the subject property's operating results. Depending on the dynamics of the local market, a typical buyer's projection may be adjusted upward or downward. We have attempted to consider these factors in formulating this forecast.

HVS International uses a fixed and variable component model to project a lodging facility's revenue and expense levels. This model is based on the premise that hotel revenues and expenses have one component that is fixed and another that varies directly with occupancy and facility usage. A projection can be made by taking a known level of revenue or expense and calculating its fixed and variable components. The fixed component is then held constant, while the variable component is adjusted for the percent change between the projected occupancy and facility usage and that which produced the known level of revenue or expense.

Base-Year Statement of Income and Expense

Based on our review of the operating histories of the subject property and comparable hotels, we have derived a base-year statement of income and expense expressed in 1995 dollars. The units of comparison include a percentage of departmental and total revenue, amounts per available room, and amounts per occupied room. The income and expense ratios reflect an occupancy level of 69.8%. This base-year profit and loss statement will be used to determine the relationship between the fixed and variable components.

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================================================================================
Table 10-4 Base-Year Statement of Income and Expense
--------------------------------------------------------------------------------

                                                   1995
                                 -----------------------------------------------
No. of Rooms:                       333
Occupancy:                        69.8%
Average Rate:                    $60.80                Amount per  Amount per
No. of Occupied Rooms:           84,867      Percent    Available   Occupied
                                 (+000)     of Gross      Room        Room
--------------------------------------------------------------------------------
REVENUE
   Rooms                         $5,160       65.7%     $15,496     $60.80
   Food                           1,732       22.0        5,201      20.41
   Beverage                         578        7.4        1,737       6.82
   Telephone                        253        3.2          761       2.98
   Net Rental & Other Income        131        1.7          394       1.54
        Total                     7,855      100.0       23,589      92.56
--------------------------------------------------------------------------------
EXPENSES
   Rooms*                         1,279       24.8        3,840      15.07
   Food & Beverage*               1,712       74.1        5,142      20.18
   Telephone*                       155       61.3          466       1.83
   Administrative & General         822       10.5        2,467       9.68
   Management Fee                   236        3.0          708       2.78
   Marketing                        622        7.9        1,869       7.33
   Franchise Fees                   258        3.3          775       3.04
   Property Oper. & Maint.          400        5.1        1,202       4.72
   Energy                           560        7.1        1,682       6.60
   Property Taxes                   261        3.3          785       3.08
   Insurance                        117        1.5          350       1.37
   Reserve for Replacement          314        4.0          944       3.70
   Rent                              39        0.5          118       0.46
        Total                     6,776       86.3       20,347      79.84
--------------------------------------------------------------------------------
NET INCOME                       $1,079       13.7%      $3,241     $12.72
================================================================================

                   *Departmental expense ratios are expressed
                    as a percentage of departmental revenues

--------------------------------------------------------------------------------

Inflation Assumptions

The base revenue and expense amounts are inflated to reflect current dollars for each projection year. Although line items can be affected by different factors, we must establish a general rate of inflation that will be applied to most revenue and expense categories. The following table shows inflation estimates made by economists at some noted institutions and corporations.

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Table 10-5 Inflation Estimates
--------------------------------------------------------------------------------

                                                  Projected Increase in Consumer Price Index
                                                  (Annualized Rate Versus 12 Months Earlier)
                                                  ------------------------------------------
                                                   November                         May
Source                                             of 1996                        of 1997
--------------------------------------------------------------------------------------------
Maureen Allyn, Scudder Stevens Clark                 3.1%                           2.3%
Wayne Angell, Bear Stearns                           3.0                            3.2
Richard Berner, Mellon Bank                          2.9                            2.8
David Berson, Fannie Mae                             2.9                            2.8
David Blitzer, S&P                                   3.0                            2.7
Paul Boltz, T. Rowe Price                            3.2                            3.5
David Bostian, Herzog, Heine, Geduld                 2.9                            2.5
Philip Braverman, DKB Securities                     3.0                            2.8
William Brown, J.P. Morgan                           3.3                            3.2
Rosanne Cahn, CS First Boston                        3.1                            2.6
James Coons, Huntington National Bank                3.2                            3.0
Michael Cosgrove, The Econoclast                     3.2                            3.3
Dewey Daane, Vanderbilt University                   3.4                            3.6
Robert Dederick, Northern Trust                      3.1                            3.4
W.Dudley, Goldman Sachs                              3.4                            3.2
Michael Englund, MMS Intl                            3.2                            3.3
Michael Evans, Evans Group                           3.0                            3.0
Gail Fosler, Conference Board                        3.5                            3.6
Maury Harris, Paine Webber, Inc.                     2.8                            2.8
Tracy Herrick, Jefferies & Co.                       3.2                            3.6
Stuart Hoffman, PNC Bank                             3.1                            2.8
William Hummer, Wayne Hummer                         2.9                            3.0
Edward Hyman, ISI Group                              2.8                            2.1
Saul Hymans, University of Michigan                  2.7                            1.7
Mieczyslaw Karczmar, Deutsche Bank                   2.8                            3.2
Kurt Karl, WEFA Group                                2.6                            2.3
Irwin Kellner, Chase Manhattan Bank                  2.6                            2.3
D. Laufenberg, American Express Financial Advisors   3.2                            3.4
Michelle Laughlin, Sanwa Securities                  3.0                            3.2
Carol Leisenring, CoreStates Financial               2.7                            2.5
Richard Lemmon, General Motors                       3.0                            3.0
Mickey Levy, NationsBank Capital Markets             2.6                            2.4
David Littmann, Comerica                             3.1                            3.0
John Lonski, Moody's Investors Service               3.3                            3.2
Paul McCulley, UBS Securities                        3.0                            2.8
John McDevitt, 3M                                    2.6                            2.5
Arnold Moskowitz, Moskowitz Capital                  3.1                            3.5
John Mueller, LBMC, Inc.                             3.2                            2.5
David Munro, High Frequency Econ                     3.0                            2.5
Carl Palash, MCM MoneyWatch                          3.0                            3.0
Nicholas Perna, Fleet Financial Group                3.3                            3.3
Elliott Platt, Donaldson Lufkin                      2.8                            2.0
Maria F. Ramirez, MF Ramirez                         3.0                            3.0
Donald Ratajczak, Georgia State University           3.0                            3.3
David Resler, Nomura Securities International        2.9                            2.6
Allan Reynolds, Hudson Institute                     3.3                            3.6
Richard Rippe, Prudential Securities                 3.1                            3.3
A. Gary Schilling, Schilling & Co.                   3.0                            3.0
Allen Sinai, Lehman Brothers                         3.2                            3.4
James Smith, University of North Carolina            2.1                            1.9
Susan Sterne, Economic Analysis                      2.5                            2.5
Donald Straszheim, Merrill Lynch                     2.7                            2.3
Thomas Synott III, U.S. Trust Company                3.3                            3.4
John Williams, Bankers Trust                         3.0                            3.1
Raymond Worseck, A.G. Edwards                        3.6                            3.3
David Wyss, DRI/McGraw-Hill                          3.0                            2.5
Edward Yardeni, Deutsche Morgan Grenfell             2.2                            2.0
Mark Zandi, Regional Financial Associates            3.0                            3.2
                                                  ------                         ------
                  Averages                           3.0%                           2.9%

                   Source: Wall Street Journal, July 1, 1996

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The preceding table shows inflation forecasts averaging 3.0% and 2.9%. Most of the economists in the sample estimate inflation rates ranging from 2.5% to 3.4%, but several anticipate slightly higher levels. As a further check on these inflation projections, we have reviewed historical increases in the Consumer Price Index. Because the value of real estate is predicated on cash flows over a relatively long period, inflation should be considered from a long-term perspective. Between 1986 and 1995, the national CPI increased at an average annual compounded rate of 3.7%. In consideration of these historical trends, the projections set forth above, and our assessment of probable property appreciation levels, we have selected an annual stabilized inflation rate of 3.5% throughout the projection period.

One of the exceptions to this general inflation assumption is the projected growth in average rate. As noted earlier, increases in the subject property's room rate are projected as follows.

================================================================================
Table 10-6 Projected Growth in Average Rate
--------------------------------------------------------------------------------

                                                Increase From
                               Year             Previous Year
                            ---------------------------------

                               1997                 0.0%
                               1998                 5.0
                               1999                 4.0
                            Thereafter              3.5

--------------------------------------------------------------------------------

Using these inflation assumptions, the base-year income and expense statement (which is expressed in 1995 dollars) is inflated to arrive at projections. Each revenue and expense category will be projected using the inflated base statement to determine the fixed and variable component relationships.

Rooms Revenue

Rooms revenue is determined by two variables: occupancy and average rate. Earlier in this report, we estimated the subject property's occupancy and average rate as follows.

================================================================================
Table 10-7 Projected Occupancy and Average Rate
--------------------------------------------------------------------------------

                                                  1997        1998    Stabilized
      --------------------------------------------------------------------------
      Projected Occupancy Percentage               70.0%       70.0%      70.0%
      Projected Average Rate                     $69.69      $73.17     $76.10

--------------------------------------------------------------------------------

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Rooms revenue is calculated as follows.

================================================================================
Table 10-8 Forecast of Rooms Revenue
--------------------------------------------------------------------------------

                                                                          Rooms
                                             Number        Days in       Revenue
  Year     Occupancy     Average Rate       of Units       in Year        (+000)
--------------------------------------------------------------------------------

   1997       70%     x     $69.69      x     333      x     365     =   $5,929
   1998       70      x      73.17      x     333      x     365     =    6,225
Stabilized    70      x      76.10      x     333      x     365     =    6,475

--------------------------------------------------------------------------------

Food and Beverage Revenue

Food and beverage revenue is generated by a hotel's restaurants, lounges, coffee shops, snack bars, banquet rooms, and room service. In addition to providing a source of revenue, these outlets serve as an amenity that assists in the sale of guestrooms. With the exception of properties with active lounges or banquet facilities that draw local residents, in-house guests generally represent a substantial percentage of a hotel's food and beverage patrons.

The Uniform System of Accounts for Hotels/Eighth Revised Edition defines food revenue as "revenue derived from the sale of food, including coffee, milk, tea and soft drinks. Food sales do not include meals charged on employees' (staff) checks." Beverage revenues are "derived from the sale of beverages." In addition to the revenue generated by the sale of food and beverages, hotels often produce other income that is related to this department, such as meeting room rentals, cover charges, service charges, and miscellaneous banquet revenue. Although food and beverage revenues vary directly with changes in occupancy, the small portion generated by banquet sales and outside capture is relatively fixed.

Food revenue was projected based on this relationship between the fixed and variable components. The following table shows the projected food revenue and several units of comparison that can be used to check the reasonableness of the forecast.

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Table 10-9 Forecast of Food Revenue
--------------------------------------------------------------------------------

                                           1997           1998        Stabilized
--------------------------------------------------------------------------------
Projected Food Revenue (+000)             $1,859         $1,924         $1,991
Percent of Total Revenue                    21.1%          20.9%          20.8%
Amount per Available Room                 $5,583         $5,778         $5,980
Amount per Occupied Room                  $21.85         $22.61         $23.40

--------------------------------------------------------------------------------

Based on these units of comparison, the projected food revenue appears reasonable when compared with industry standards.

Beverage revenue is generated by the sale of alcoholic beverages in a hotel's restaurants and banquet rooms and the sale of alcoholic and nonalcoholic beverages in the bars and lounges. Based on a comparison of year-to-date August figures for 1995 and 1996, beverage revenue has increased to approximating 33% of food revenue. The following table illustrates the forecast of beverage revenue, which is based on this information.

================================================================================
Table 10-10 Forecast of Beverage Revenue
--------------------------------------------------------------------------------

                                                1997       1998       Stabilized
      --------------------------------------------------------------------------
      Projected Beverage Revenue (+000)         $621       $643          $665

--------------------------------------------------------------------------------

Telephone Revenue

Telephone revenue is generated by hotel guests who charge local and long-distance calls to their rooms, and by individuals who use the property's public telephones. Prior to the deregulation of the telephone industry in the early 1980s, hotels were limited to a 15% commission on long-distance calls, a mark-up that allowed few profits. Deregulation and the development of sophisticated call-accounting equipment have resulted in profitable telephone departments. State-of-the-art equipment is capable of least-cost routing, automatic price billing, and posting telephone charges to guest folios. Hotels can select among various long-distance services, and can also work with any one of a number of Alternative Operator Services (AOS). These systems route and price calls, and may provide additional services.

In recent years, the hospitality industry has experienced diverging trends with respect to telephone revenue. Prices per call have increased, in some cases dramatically, yielding departmental profits as high as 50% to 55%. However, the number of long-distance calls billed per occupied room has

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declined as a result of the extensive use of long-distance carrier services that can be accessed locally or through a toll-free number. When guests charge long-distance calls to their personal or business accounts in this manner, the hotel loses the revenue associated with long-distance tariffs and mark-ups, and only receives an access fee.

Most telephone revenue varies directly with changes in occupancy. However, there is a small fixed component consisting of public telephone revenue, which is primarily generated by individuals using the hotel's food, beverage, and meeting facilities. Using this fixed and variable relationship, the subject property's telephone revenue is projected as follows.

================================================================================
Table 10-11 Forecast of Telephone Revenue
--------------------------------------------------------------------------------

                                               1997         1998      Stabilized
      -------------------------------------------------------------------------
      Projected Telephone Revenue (+000)       $272         $281         $291
      Percent of Total Revenue                  3.1%         3.1%         3.0%
      Amount per Available Room                $817         $845         $875
      Amount per Occupied Room                $3.20        $3.30        $3.42

--------------------------------------------------------------------------------

Net Rental and Other Income

Rental income is derived from the property's gift shop and health club rentals, as well as the other minor space rentals. Other income is derived from sources other than guestrooms, food and beverages, telephone services, and rent. Depending on the type of hotel and the facilities and amenities offered, other income may include the following items.

o Commissions from auto rentals, photography, telegrams, and vending services.

o Concessions - revenue derived from charges for the privilege of operating departments that could be operated by the hotel. Gift shops, barber shops, and beauty salons are often operated as concessions.

o     Laundry, dry cleaning, and fax services.

o Cash discounts earned - discounts from creditors' accounts for payment within the discount period. This item does not include trade discounts, which are a deduction from the cost of goods sold.

o     Electronic games and pinball machines.

o     Forfeited advance deposits and guaranteed no-shows.

HVS International, Mineola, New York         Income Capitalization Approach  112
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o Service charges - service charges that are added to a customer's account but are not paid to service personnel.

o     Interest income - interest from house accounts.

o     Salvage - revenue from the sale of old or obsolete items.

Other income is highly sensitive to changes in occupancy and slightly correlated to food and beverage volume. Using this fixed and variable relationship, the subject property's other income is projected as follows.

================================================================================
Table 10-12 Forecast of Net Rental and Other Income
--------------------------------------------------------------------------------

                                                1997         1998     Stabilized
--------------------------------------------------------------------------------
Projected Net Rental & Other Income (+000)      $141         $145         $151
Percent of Total Revenue                         1.6%         1.6%         1.6%
Amount per Available Room                       $422         $437         $452
Amount per Occupied Room                       $1.66        $1.70        $1.77

--------------------------------------------------------------------------------

Rooms Expense

Rooms expense consists of items related to the sale and upkeep of guestrooms and public space. Salaries, wages, and employee benefits account for a substantial portion of this category. Although payroll varies somewhat with occupancy (because managers can schedule maids, bell personnel, and house cleaners to work when demand requires), much of a hotel's payroll is fixed. Front desk personnel, public area cleaners, the housekeeper, and other supervisors must be maintained at all times. As a result, salaries, wages, and employee benefits are only moderately sensitive to changes in occupancy.

Commissions represent remuneration to travel agents for booking rooms. Because these fees are based on a percentage of rooms revenue, they are highly dependent on occupancy and rate. Reservations is a similar expense that reflects the cost of a franchise reservation system that typically bills as a percentage of rooms revenue. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are only slightly affected by changes in volume. In light of these considerations, we project the subject property's rooms expense as follows.

HVS International, Mineola, New York         Income Capitalization Approach  113
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================================================================================
Table 10-13 Forecast of Rooms Expense
--------------------------------------------------------------------------------

                                           1997           1998        Stabilized
      --------------------------------------------------------------------------
      Projected Rooms Expense (+000)      $1,371         $1,419         $1,469
      Percent of Rooms Revenue              23.1%          22.8%          22.7%
      Amount per Available Room           $4,118         $4,262         $4,411
      Amount per Occupied Room            $16.11         $16.68         $17.27

--------------------------------------------------------------------------------

Food and Beverage Expense

Food and beverage expenses consist of items necessary for the operation of a hotel's food, beverage, and banquet facilities. Although food and beverage revenues are projected separately and occupy separate categories on a hotel's income and expense statement, the corresponding expenses are combined into a single category.

The costs associated with food and beverage sales and payroll are moderately to highly correlated to food and beverage revenues, and comprise a substantial portion of this category. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are very slightly dependent on volume. Although the other expense items are basically fixed, they represent a relatively insignificant factor. After considering the fixed and variable components, we forecast the subject property's food and beverage expense as follows.

================================================================================
Table 10-14 Forecast of Food and Beverage Expense
--------------------------------------------------------------------------------

                                                   1997      1998     Stabilized
      --------------------------------------------------------------------------
      Projected Food & Beverage Expense (+000)    $1,836    $1,900      $1,967
      Percent of Food and Beverage Revenue          74.0%     74.0%       74.0%
      Amount per Available Room                   $5,514    $5,707      $5,906
      Amount per Occupied Room                    $21.58    $22.33      $23.12

--------------------------------------------------------------------------------

Telephone Expense

Telephone expense consists of all costs associated with this department. In the case of small hotels with automated systems, the operation of telephones may be an additional responsibility of front desk personnel; however, most large properties employ full-time operators.

The bulk of the telephone expense consists of the cost of local and long-distance calls billed by the telephone companies that provide these services. Because most calls are made by in-house guests, these costs are moderately

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correlated to occupancy. Unless a particular hotel department incurs high expenses, use of telephone services by hotel employees is charged to this account. The remaining costs, which include salaries, wages, printing, and other expenses, are moderately fixed. The following table illustrates our forecast of telephone expense.

================================================================================
Table 10-15 Forecast of Telephone Expense
--------------------------------------------------------------------------------

                                               1997         1998      Stabilized
      --------------------------------------------------------------------------
      Projected Telephone Expense (+000)       $166         $172         $178
      Percent of Telephone Revenue             61.2%        61.3%        61.2%
      Amount per Available Room                $500         $517         $535
      Amount per Occupied Room                $1.95        $2.02        $2.09

--------------------------------------------------------------------------------

Administrative and General Expense

Administrative and general expense includes the salaries and wages of all administrative personnel who are not directly associated with a particular department. Expense items related to the management and operation of the property are also allocated to this category.

Most administrative and general expenses are relatively fixed. The exceptions are cash overages and shortages; commissions on credit card charges; provision for doubtful accounts, which are moderately affected by the number of transactions or total revenue; and salaries, wages, and benefits, which are very slightly influenced by volume. In recent years, several new items have been added to the administrative and general expense category. Human resources includes the cost of recruiting, relocating, and training personnel. Security consists of the cost of contract security for the property and related expenses.

The general insurance category includes premiums for liability, fidelity, life, theft coverage, and business interruption insurance. Fire and extended-coverage insurance on the building and contents is a separate insurance expense category. Liability insurance covers third-party actions involving bodily injury and personal property, and is typically based on rooms receipts, meeting and banquet income, and food and beverage revenue. Factors that may have an impact on a hotel's liability expense include the size of the meeting, banquet, and restaurant facilities; the ratio between the amount of alcohol served and total food and beverage sales; the presence of a dance floor; a high-rise structure; a swimming pool; life safety support systems;

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and the guest transportation services provided by the hotel. The following table illustrates our forecast of administrative and general expense.

================================================================================
Table 10-16 Forecast of Administrative and General Expense
--------------------------------------------------------------------------------

                                                   1997      1998     Stabilized
      --------------------------------------------------------- ----------------
      Projected Admin. & General Expense (+000)     $893      $927        $960
      Percent of Total Revenue                      10.1%     10.1%       10.0%
      Amount per Available Room                   $2,682    $2,784      $2,883
      Amount per Occupied Room                    $10.50    $10.90      $11.29

--------------------------------------------------------------------------------

Management Fee

Management expense consists of the basic fee paid to the type of company that is anticipated to operate the subject property. Some companies provide management services alone, while others also provide a brand name affiliation. When a management company has no brand identification, the property owner often acquires a franchise that provides the necessary image and recognition. Although most hotel management companies employ a fee schedule that includes a basic fee (usually a percentage of total revenue) and an incentive fee (usually a percentage of defined profit), the incentive portion is often subordinated to debt service and does not appear in a forecast of net income before debt service. Basic hotel management fees are almost always based on a percentage of total revenue, which means they have no fixed component.

Although the incentive fee does not decrease the cash flow available for debt service, it does reduce the potential cash flow to equity, and must be accounted for in the valuation process. Generally, the most appropriate procedure for handling the impact of the incentive fee on the equity component is to use the projected net income before debt service and incentive fee, but adjust the equity dividend or yield rate upward to reflect this added management cost. The adjusted equity dividend and yield rates will be described later in this section.

The subject property is operated by the Remington Hotel Corporation, which receives a base fee of 3% of gross revenues. Based on our review of the current market for management contracts, it is our opinion that this fee is consistent with prevailing market terms. Applying this management fee structure to the projection of total revenue yields the following forecast of the subject property's management fee.

HVS International, Mineola, New York         Income Capitalization Approach  116
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================================================================================
Table 10-17 Forecast of Management Fee
--------------------------------------------------------------------------------

                                              1997        1998    Stabilized
      --------------------------------------------------------------------------
      Management Fee (+000)                   $265        $277        $287

--------------------------------------------------------------------------------

Marketing Expense

Marketing expense consists of all costs associated with advertising, sales, and promotion; these activities are intended to attract and retain customers. Marketing can be used to create an image, develop customer awareness, and stimulate patronage of a property's various facilities.

The marketing category is unique in that all expense items, with the exception of fees and commissions, are totally controlled by management. Most hotel operators establish an annual marketing budget that sets forth all planned expenditures. If the budget is followed, total marketing expenses can be projected accurately.

Marketing expenditures are unusual because although there is a lag period before results are realized, the benefits are often extended over a long period. Depending on the type and scope of the advertising and promotion program implemented, the lag time can be as short as a few weeks or as long as several years. However, the favorable results of an effective marketing campaign tend to linger, and a property often enjoys the benefits of concentrated sales efforts for many months.

Marketing expense can be divided into five categories: sales, reservations, advertising and merchandising, other marketing activities, and fees and commissions. Together, these categories include all marketing efforts made by hotel personnel and outside parties. Marketing expenses are fixed with the exception of reservations, fees, and commissions, which are calculated as a percentage of rooms revenue. Based on the location of the subject property, the local market for transient accommodations, the competitive environment, and the hotel's anticipated market segmentation, we have developed the following marketing forecast using a fixed and variable component model.

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Table 10-18 Forecast of Marketing Expense
--------------------------------------------------------------------------------

                                                 1997      1998     Stabilized
      --------------------------------------------------------------------------
      Projected Marketing Expense (+000)          $676      $702        $728
      Percent of Total Revenue                     7.7%      7.6%        7.6%
      Amount per Available Room                 $2,031    $2,109      $2,185
      Amount per Occupied Room                   $7.95     $8.25       $8.55

--------------------------------------------------------------------------------

Franchise Fee

Franchise expense represents the fees paid to Hilton Inns, Inc., a subsidiary of the Hilton Hotel Corporation, for the use of the company's name, trademarks, and service marks. The following table illustrates the projection of the subject property's franchise fee.

================================================================================
Table 10-19 Forecast of Franchise Fee
--------------------------------------------------------------------------------

                                                  1997      1998   Stabilized
      --------------------------------------------------------------------------
      Projected Franchise Fees (+000)             $217      $311      $324

--------------------------------------------------------------------------------

Property Operations and Maintenance

Property operations and maintenance expense is another expense category that is largely controlled by management. Except for repairs that are necessary to keep the facility open and prevent damage (e.g., plumbing, heating, and electrical items), most maintenance can be deferred for varying lengths of time.

Maintenance is an accumulating expense. If management elects to postpone performing a required repair, they have not eliminated or saved the expenditure; they have only deferred payment until a later date. A lodging facility that operates with a lower-than-normal maintenance budget is likely to accumulate a considerable amount of deferred maintenance.

The age of a lodging facility has a strong influence on the required level of maintenance. A new or thoroughly renovated property is protected for several years by modern equipment and manufacturers' warranties. However, as a hostelry grows older, maintenance expenses escalate. A well-organized preventive maintenance system often helps delay deterioration, but most facilities face higher property operations and maintenance costs each year, regardless of the occupancy trend. The quality of initial construction can also have a direct impact on future maintenance requirements. The use of high-

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quality building materials and construction methods generally reduces the need for maintenance expenditures over the long term.

Property operations and maintenance is considered an operating expense; as such, it includes only those components that can be expensed, rather than capitalized, under Internal Revenue Service regulations. For example, if a table leg is broken, the repair of that leg is considered an expense and is chargeable to property operations and maintenance. If the table is replaced, it becomes a capital expenditure and does not appear under the property operations and maintenance category. Appraisers account for capital replacement of items such as furniture and equipment in the reserve for replacement account, which is discussed later in this section. Property operations and maintenance costs are relatively fixed, and are projected as follows.

================================================================================
Table 10-20 Forecast of Property Operations and Maintenance Expense
--------------------------------------------------------------------------------

                                                         1997      1998     Stabilized
--------------------------------------------------------------------------------------
Projected Property Operations & Maint. Expense (+000)     $435      $452        $468
Percentage of Total Revenue                                4.9%      4.9%        4.9%
Amount per Available Room                               $1,306    $1,356      $1,405
Amount per Occupied Room                                 $5.11     $5.31       $5.50

--------------------------------------------------------------------------------

Energy Expense

The energy consumption of a lodging facility takes several forms, including water and space heating, air conditioning, lighting, cooking fuel, and other miscellaneous power requirements. The most common sources of hotel energy are electricity, natural gas, fuel oil, and steam. This category also includes the cost of water service.

Total energy cost depends on the source and quantity of fuel used. Electricity tends to be the most expensive source, followed by oil and gas. Although all hotels consume a sizable amount of electricity, many properties supplement their energy requirements with less expensive sources, such as gas and oil, for heating and cooking.

A large portion of a hostelry's energy consumption is relatively fixed. Restaurants, kitchens, public areas, and corridors must be continually lighted and climate-controlled, regardless of occupancy. The energy cost of an additional occupied room (i.e., a few hours of light, television, heat, or air conditioning) is minimal. The following table presents our forecast of the subject property's energy expense.

HVS International, Mineola, New York         Income Capitalization Approach  119
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================================================================================
Table 10-21 Forecast of Energy Expense
--------------------------------------------------------------------------------

                                           1997           1998        Stabilized
      --------------------------------------------------------------------------
      Projected Energy Expense (+000)       $603           $625           $647
      Percentage of Total Revenue            6.8%           6.8%           6.8%
      Amount per Available Room           $1,811         $1,876         $1,942
      Amount per Occupied Room             $7.09          $7.34          $7.60

--------------------------------------------------------------------------------

Property Taxes

The estimate of property taxes was detailed in a previous section of this report. The following table summarizes these projections.

================================================================================
Table 10-22 Forecast of Property Taxes
--------------------------------------------------------------------------------

                                                  1997      1998   Stabilized
--------------------------------------------------------------------------------
      Projected Property Taxes (+000)             $280      $290      $300

--------------------------------------------------------------------------------

Insurance Expense

The insurance expense category consists of the cost of insuring the hotel and its contents against damage or destruction by fire, weather, sprinkler leakage, boiler explosion, plate glass breakage, and so forth. It does not include liability coverage, which is a component of administrative and general expense. Insurance rates are based on many factors, including building design and construction, fire detection and extinguishing equipment, fire district, distance from the firehouse, and the area's fire experience. Insurance expenses do not vary with occupancy.

Based on historical levels, we project the subject property's insurance expense at approximately $125,000, or $375 per available room, in 1997 (the first projection period). In subsequent years, this amount is assumed to increase in tandem with inflation. The following table outlines our projection of insurance expense.

================================================================================
Table 10-23 Forecast of Insurance Expense
--------------------------------------------------------------------------------

                                                    1997     1998  Stabilized
      --------------------------------------------------------------------------
      Projected Insurance Expense (+000)            $125     $129     $134

--------------------------------------------------------------------------------

HVS International, Mineola, New York         Income Capitalization Approach  120
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Reserve for Replacement

Furniture, fixtures, and equipment are essential to the operation of a lodging facility, and their quality often influences a property's class. This category includes all non-real estate items that are capitalized, rather than expensed. The furniture, fixtures, and equipment of a hotel are exposed to heavy use and must be replaced at regular intervals. The useful life of these items is determined by their quality, durability, and the amount of guest traffic and use.

Periodic replacement of furniture, fixtures, and equipment is essential to maintain the quality, image, and income-producing potential of a lodging facility. Because capitalized expenditures are not included in the operating statement but nevertheless affect an owner's cash flow, an appraisal should reflect these expenses in the form of an appropriate reserve for replacement.

Our industry experience indicates that a reserve for replacement of 3% to 5% of total revenue is generally sufficient to provide for the timely replacement of furniture, fixtures, and equipment. Because the reserve for replacement is based on a percentage of total revenue, it has no fixed component.

Based on an analysis of comparable lodging facilities, we believe that a reserve for replacement of 4% of total revenue is sufficient to provide for the periodic replacement of the subject property's furniture, fixtures, and equipment. This amount is consistent with the reserve account contributions that are being made currently. The following table summarizes the projected reserve for replacement.

================================================================================
Table 10-24 Forecast of Reserve for Replacement
--------------------------------------------------------------------------------

                                                    1997     1998  Stabilized
      --------------------------------------------------------------------------
      Projected Replacement Reserves (+000)         $353     $369     $383

--------------------------------------------------------------------------------

Rent Expense

The subject property's rent expense consists of the cost of renting two vans and copier machines. We assume that the hotel will continue to lease these or similar items under the current contracts or under new contracts with comparable terms.

Based on historical levels and the current contracts, we project the subject property's rent expense at $42,000 in 1997 (the first projection period). In subsequent years, this amount is assumed to increase in tandem with inflation. The following table outlines our projection of rent expense.

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Table 10-25 Forecast of Rent Expense
--------------------------------------------------------------------------------

                                                    1997     1998  Stabilized
      --------------------------------------------------------------------------
      Projected Rent Expense (+000)                  $42      $44     $45

--------------------------------------------------------------------------------

Summary of Projections

Based on the preceding analysis, we have formulated a forecast of income and expense. The table on the following page presents a detailed forecast through the stabilized year, including amounts per available room (PAR) and per occupied room (POR). For the purpose of comparison, this table also presents the subject property's most recent full year of operating history. The second table illustrates our ten-year forecast of income and expense in less detail. The forecasts pertain to calendar operating years, and are expressed in inflated dollars for each year.

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================================================================================
Table 10-26 Detailed Forecast of Income and Expense through the Stabilized Year and Most Recent Operating History, St. Petersburg Bayfront Hilton, St. Petersburg, Florida
--------------------------------------------------------------------------------

                                       1995 Operating Results                             1997
                               --------------------------------------    --------------------------------------
No. of Rooms:                     333                                       333
Occupancy:                      69.8%                                     70.0%
Average Rate:                  $60.80                                    $69.69
No. of Days Open:                 365     Percent                           365     Percent
No. of Occupied Rooms:         84,867        of                          85,082        of
                               (+000)      Gross      PAR       POR      (+000)      Gross      PAR        POR
---------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                       $5,160       66.9%   $15,496    $60.80    $5,929       67.2%   $17,805    $69.69
   Food                         1,682       21.8      5,050     19.81     1,859       21.1      5,583     21.85
   Beverage                       503        6.5      1,510      5.93       621        7.0      1,865      7.30
   Telephone                      237        3.1        711      2.79       272        3.1        817      3.20
   Net Rental & Other Income      137        1.8        410      1.61       141        1.6        423      1.66
        Total                   7,718      100.1     23,177     90.94     8,822      100.0     26,492    103.69
---------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                        1,184       22.9      3,555     13.95     1,371       23.1      4,117     16.11
   Food & Beverage              1,615       73.9      4,851     19.03     1,836       74.0      5,514     21.58
   Telephone                      121       51.2        364      1.43       166       61.0        498      1.95
        Total                   2,921       37.8      8,771     34.41     3,373       38.2     10,129     39.64
---------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME             4,797       62.3     14,407     56.53     5,449       61.8     16,363     64.04
---------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General       865       11.2      2,597     10.19       893       10.1      2,682     10.50
   Management Fee                 233        3.0        699      2.74       265        3.0        796      3.11
   Marketing                      582        7.5      1,747      6.85       676        7.7      2,030      7.95
   Franchise Fees                 229        3.0        688      2.70       217        2.5        653      2.56
   Property Oper. & Maint.        385        5.0      1,156      4.53       435        4.9      1,306      5.11
   Energy                         533        6.9      1,602      6.29       603        6.8      1,811      7.09
        Total                   2,826       36.6      8,487     33.30     3,089       35.0      9,277     36.31
---------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                    1,971       25.7      5,919     23.23     2,360       26.8      7,086     27.73
---------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                 368        4.8      1,104      4.33       280        3.2        841      3.29
   Insurance                      110        1.4        330      1.30       125        1.4        375      1.47
   Reserve for Replacement        310        4.0        931      3.65       353        4.0      1,060      4.15
   Rent                            39        0.5        118      0.46        42        0.5        126      0.49
        Total                     827       10.7      2,484      9.74       800        9.1      2,402      9.40
---------------------------------------------------------------------------------------------------------------
NET INCOME                     $1,144       15.0%    $3,436    $13.48    $1,560       17.7%    $4,683    $18.33
===============================================================================================================

Food/Rooms                       32.6%                                     31.4%
Beverage/Food                    29.9%                                     33.4%
Telephone/Rooms                   4.6%                                      4.6%
Other Income/Rooms                2.6%                                      2.4%


                                                  1998                                  Stabilized
                               --------------------------------------    --------------------------------------
No. of Rooms:                     333                                       333
Occupancy:                      70.0%                                     70.0%
Average Rate:                  $73.17                                    $76.10
No. of Days Open:                 365      Percent                          365      Percent
No. of Occupied Rooms:         85,082         of                         85,082         of
                               (+000)       Gross     PAR       POR      (+000)       Gross     PAR        POR
---------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                       $6,225       67.5%   $18,694    $73.17    $6,475       67.7%   $19,444    $76.10
   Food                         1,924       20.9      5,778     22.61     1,991       20.8      5,979     23.40
   Beverage                       643        7.0      1,931      7.56       665        6.9      1,997      7.82
   Telephone                      281        3.0        844      3.30       291        3.0        874      3.42
   Net Rental & Other Income      145        1.6        435      1.70       151        1.6        453      1.77
        Total                   9,218      100.0     27,682    108.34     9,573      100.0     28,748    112.52
---------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                        1,419       22.8      4,261     16.68     1,469       22.7      4,411     17.27
   Food & Beverage              1,900       74.0      5,706     22.33     1,967       74.1      5,907     23.12
   Telephone                      172       61.2        517      2.02       178       61.2        535      2.09
        Total                   3,491       37.9     10,483     41.03     3,614       37.8     10,853     42.48
---------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME             5,727       62.1     17,198     67.31     5,959       62.2     17,895     70.04
---------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General       927       10.1      2,784     10.90       960       10.0      2,883     11.28
   Management Fee                 277        3.0        832      3.26       287        3.0        862      3.37
   Marketing                      702        7.6      2,108      8.25       728        7.6      2,186      8.56
   Franchise Fees                 311        3.4        934      3.66       324        3.4        973      3.81
   Property Oper. & Maint.        452        4.9      1,357      5.31       468        4.9      1,405      5.50
   Energy                         625        6.8      1,877      7.35       647        6.8      1,943      7.60
        Total                   3,294       35.8      9,892     38.72     3,414       35.7     10,252     40.13
---------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                    2,433       26.3      7,306     28.60     2,545       26.5      7,643     29.91
---------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                 290        3.1        871      3.41       300        3.1        901      3.53
   Insurance                      129        1.4        387      1.52       134        1.4        402      1.57
   Reserve for Replacement        369        4.0      1,108      4.34       383        4.0      1,150      4.50
   Rent                            44        0.5        132      0.52        45        0.5        135      0.53
        Total                     832        9.0      2,498      9.78       862        9.0      2,589     10.13
---------------------------------------------------------------------------------------------------------------
NET INCOME                     $1,601       17.3%    $4,808    $18.82    $1,683       17.5%    $5,054    $19.78
===============================================================================================================

Food/Rooms                       30.9%                                     30.7%
Beverage/Food                    33.4%                                     33.4%
Telephone/Rooms                   4.5%                                      4.5%
Other Income/Rooms                2.3%                                      2.3%


                   *Departmental expense ratios are expressed
                    as a percentage of departmental revenues

--------------------------------------------------------------------------------

HVS International, Mineola, New York         Income Capitalization Approach  123
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     HVS
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================================================================================
Table 10-27 Ten-Year Forecast of Income and Expense, St. Petersburg Bayfront
            Hilton, St. Petersburg, Florida  (+000)
--------------------------------------------------------------------------------

                                    1997             1998              1999               2000               2001
                               ---------------  ----------------  ----------------   ---------------    ---------------

No. of Rooms:                     333               333               333               333                333
No. of Occupied Rooms:         85,082            85,082            85,082            85,082             85,082
Occupancy:                      70.0%    % of     70.0%    % of     70.0%    % of     70.0%    % of      70.0%    % of
Average Rate:                  $69.69   Gross    $73.17   Gross    $76.10   Gross    $78.76   Gross     $81.52   Gross
-----------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                       $5,929    67.2%   $6,225    67.5%   $6,475    67.7%   $6,701    67.7%    $6,936    67.7%
   Food                         1,859    21.1     1,924    20.9     1,991    20.8     2,061    20.8      2,133    20.8
   Beverage                       621     7.0       643     7.0       665     6.9       688     6.9        712     6.9
   Telephone                      272     3.1       281     3.0       291     3.0       302     3.0        312     3.0
   Net Rental & Other Income      141     1.6       145     1.6       151     1.6       156     1.6        161     1.6
      Total                     8,822   100.0     9,218   100.0     9,573   100.0     9,908   100.0     10,254   100.0
-----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
   Rooms                        1,371    23.1     1,419    22.8     1,469    22.7     1,520    22.7      1,574    22.7
   Food & Beverage              1,836    74.0     1,900    74.0     1,967    74.1     2,035    74.0      2,107    74.1
   Telephone                      166    61.0       172    61.2       178    61.2       185    61.3        191    61.2
      Total                     3,373    38.2     3,491    37.9     3,614    37.8     3,740    37.7      3,872    37.8

DEPARTMENTAL INCOME             5,449    61.8     5,727    62.1     5,959    62.2     6,168    62.3      6,382    62.2
-----------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General       893    10.1       927    10.1       960    10.0       994    10.0      1,029    10.0
   Management Fee                 265     3.0       277     3.0       287     3.0       297     3.0        308     3.0
   Marketing                      676     7.7       702     7.6       728     7.6       753     7.6        779     7.6
   Franchise Fees                 217     2.5       311     3.4       324     3.4       335     3.4        347     3.4
   Property Oper. & Maint.        435     4.9       452     4.9       468     4.9       484     4.9        501     4.9
   Energy                         603     6.8       625     6.8       647     6.8       669     6.8        693     6.8
      Total                     3,089    35.0     3,294    35.8     3,414    35.7     3,532    35.7      3,657    35.7
-----------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                    2,360    26.8     2,433    26.3     2,545    26.5     2,636    26.6      2,725    26.5
-----------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                 280     3.2       290     3.1       300     3.1       310     3.1        321     3.1
   Insurance                      125     1.4       129     1.4       134     1.4       138     1.4        143     1.4
   Reserve for Replacement        353     4.0       369     4.0       383     4.0       396     4.0        410     4.0
   Rent                            42     0.5        44     0.5        45     0.5        47     0.5         48     0.5
      Total                       800     9.1       832     9.0       862     9.0       891     9.0        922     9.0
-----------------------------------------------------------------------------------------------------------------------
NET INCOME                     $1,560    17.7%   $1,601    17.3%   $1,683    17.5%   $1,745    17.6%    $1,803    17.5%
=======================================================================================================================


                                    2002               2003               2004               2005               2006
                               ---------------    ---------------    ---------------    ---------------    ---------------

No. of Rooms:                     333                333                333                333                333
No. of Occupied Rooms:         85,082             85,082             85,082             85,082             85,082
Occupancy:                      70.0%    % of      70.0%    % of      70.0%    % of      70.0%    % of      70.0%    % of
Average Rate:                  $84.37   Gross     $87.33   Gross     $90.38   Gross     $93.55   Gross     $96.82   Gross
--------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                       $7,179    67.7%    $7,430    67.7%    $7,690    67.7%    $7,959    67.6%    $8,238    67.7%
   Food                         2,208    20.8      2,285    20.8      2,365    20.8      2,448    20.8      2,534    20.8
   Beverage                       737     6.9        763     6.9        790     6.9        818     7.0        846     6.9
   Telephone                      323     3.0        334     3.0        346     3.0        358     3.0        371     3.0
   Net Rental & Other Income      167     1.6        173     1.6        179     1.6        185     1.6        192     1.6
      Total                    10,614   100.0     10,985   100.0     11,370   100.0     11,768   100.0     12,181   100.0
--------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
   Rooms                        1,629    22.7      1,686    22.7      1,745    22.7      1,806    22.7      1,869    22.7
   Food & Beverage              2,181    74.1      2,257    74.0      2,336    74.0      2,418    74.0      2,502    74.0
   Telephone                      198    61.3        205    61.4        212    61.3        219    61.2        227    61.2
      Total                     4,008    37.8      4,148    37.8      4,293    37.8      4,443    37.8      4,598    37.7
--------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME             6,606    62.2      6,837    62.2      7,077    62.2      7,325    62.2      7,583    62.3
--------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General     1,065    10.0      1,102    10.0      1,141    10.0      1,181    10.0      1,222    10.0
   Management Fee                 318     3.0        330     3.0        341     3.0        353     3.0        365     3.0
   Marketing                      807     7.6        835     7.6        864     7.6        894     7.6        926     7.6
   Franchise Fees                 359     3.4        372     3.4        385     3.4        398     3.4        412     3.4
   Property Oper. & Maint.        519     4.9        537     4.9        556     4.9        575     4.9        595     4.9
   Energy                         717     6.8        742     6.8        768     6.8        795     6.8        823     6.8
      Total                     3,785    35.7      3,918    35.7      4,055    35.7      4,196    35.7      4,343    35.7
--------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                    2,821    26.5      2,919    26.5      3,022    26.5      3,129    26.5      3,240    26.6
--------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                 333     3.1        344     3.1        356     3.1        369     3.1        382     3.1
   Insurance                      148     1.4        153     1.4        159     1.4        164     1.4        170     1.4
   Reserve for Replacement        425     4.0        439     4.0        455     4.0        471     4.0        487     4.0
   Rent                            50     0.5         52     0.5         54     0.5         55     0.5         57     0.5
      Total                       956     9.0        988     9.0      1,024     9.0      1,059     9.0      1,096     9.0
--------------------------------------------------------------------------------------------------------------------------
NET INCOME                     $1,865    17.5%    $1,931    17.5%    $1,998    17.5%    $2,070    17.5%    $2,144    17.6%
==========================================================================================================================

                   *Departmental expense ratios are expressed
                    as a percentage of departmental revenues

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The conversion of a property's projected net income into an estimate of value is based on the premise that investors typically purchase real estate with a small amount of equity cash (25% to 40%) and a large amount of mortgage financing (60% to 75%). The amounts and terms of available mortgage financing and the rates of return that are required to attract sufficient equity capital form the basis for allocating the net income between the mortgage and equity components and deriving a value estimate.

Mortgage Component

Data for the mortgage component may be developed from statistics of actual hotel mortgages made by long-term lenders. The American Council of Life Insurance, which represents 20 large life insurance companies, publishes quarterly information pertaining to the hotel mortgages issued by its member companies. The following table summarizes the average mortgage interest rates of the hotel loans made by these lenders. In addition, the A corporate bond yield (as reported by Moody's Bond Record) is shown for the purpose of comparison.

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Table 10-28 Average Mortgage Interest Rates and Average A Corporate Bond Yields
--------------------------------------------------------------------------------

                                                            Average A
                                            Average         Corporate
                   Period                Interest Rate      Bond Yield
            ----------------------------------------------------------
            1st Quarter 1996                 7.79%              7.37%
            4th Quarter 1995                 8.44               7.28
            3rd Quarter 1995                 8.61               7.67
            2nd Quarter 1995                 9.25               7.87
            1st Quarter 1995                 9.14               8.50
            3rd Quarter 1994                 9.64               8.48
            2nd Quarter 1994                 9.38               8.28
            4th Quarter 1993                 9.38               7.80
            3rd Quarter 1993                 8.41               7.28
            2nd Quarter 1993                10.53               9.65
            4th Quarter 1992                 9.43               8.48
            3rd Quarter 1992                 9.99               8.38
            2nd Quarter 1992                 9.47               8.79
            1st Quarter 1992                10.02               8.81
            4th Quarter 1991                10.49               8.97
            3rd Quarter 1991                10.03               9.29
            2nd Quarter 1991                10.75               9.45
            3rd Quarter 1990                10.47               9.89
            2nd Quarter 1990                10.58               9.83
            4th Quarter 1989                 9.96               9.42
            3rd Quarter 1989                 9.55               9.46
            2nd Quarter 1989                10.54               9.93
            1st Quarter 1989                10.39              10.16
            4th Quarter 1988                10.07              10.03
            3rd Quarter 1988                10.66              10.51
            2nd Quarter 1988                10.09              10.33
            4th Quarter 1987                10.41              10.45
            3rd Quarter 1987                10.00               9.95
            2nd Quarter 1987                 9.81               9.46
            1st Quarter 1987                 9.43               9.19
            4th Quarter 1986                 9.44               9.55
            3rd Quarter 1986                 9.56               9.71
            2nd Quarter 1986                 9.80               9.91
            1st Quarter 1986                10.99              10.62

        Sources: American Council of Life Insurance; Moody's Bond Record

--------------------------------------------------------------------------------

Because of the six- to nine-month lag time in reporting and publishing hotel mortgage statistics, it is necessary to update this information to reflect current lending practices. Research by HVS International indicates that there is a close mathematical relationship between the average interest rate of a

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hotel mortgage and the concurrent yield on an average A corporate bond. Through a regression analysis, this relationship is expressed as follows.

                         Y = 2.76078 + 0.782280 X

      Where:      Y  =   Estimated Hotel/Motel Mortgage Interest Rate
                  X  =   Current Average A Corporate Bond Yield
                         (Coefficient of correlation is 96.4%)

The average yield on A corporate bonds for the third quarter of 1996, as reported by Moody's Bond Record, was 7.91%. Using a factor of 7.91% in the equation presented above produces an estimated hotel/motel interest rate of 8.95%.

In addition to the mortgage interest rate estimate derived from this regression analysis, HVS International constantly monitors the terms of hotel mortgage loans made by our institutional lending clients. In the past year, we have noted an increase in the availability of debt financing, and many lenders have returned to the market. The current level of lending activity represents a significant increase from the restricted environment of the early 1990s. Nonetheless, the market for hotel mortgage loans remains somewhat tight, particularly when compared to the conditions that prevailed in the mid-to late 1980s. In the current lending climate, strong hotel projects that are structured on an economic basis can secure mortgage financing at interest rates ranging from 8% to 11%, depending on the property, location, affiliation, and operator.

In the 1980s, when hotel mortgages were widely available, loan-to-value ratios typically ranged from 75% to 80%. Amortization schedules were generally based on 30 years, although the term of the loan was more likely to be seven to ten years. The few loans that were underwritten in the early 1990s were based on far more stringent parameters: loan-to-value ratios declined to a range of 50% to 65%, and amortization periods of 20 to 25 years were most common.

With the recent reemergence of hotel financing, loan-to-value requirements and amortization schedules have loosened somewhat. At present, we find that lenders who are active in the market are using loan-to-value ratios of 65% to 75%, and amortization periods of 25 to 30 years. The exact terms offered depend on specific factors such as the property's location, the age and quality of the physical facility, local hostelry market conditions, and

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(perhaps more significantly) the profile of the borrower. The strongest projects typically command the highest loan-to-value ratios.

Based on the preceding analysis of the current lodging industry mortgage market and adjustments for specific factors such as the property's location and conditions in the local hotel market, it is our opinion that a 25-year amortization mortgage with a 9.5% interest rate and a .104844 constant is appropriate for the subject property. We believe that a mortgage lender will lend up to 70% of the hotel's market value as determined by this appraisal.

Equity Compnent

The remaining capital required for a hotel investment generally comes from the equity investor. The rate of return that an equity investor expects over a ten-year holding period is known as the equity yield. Unlike the equity dividend, which is a short-term rate of return, the equity yield specifically considers a long-term holding period (generally ten years), annual inflation-adjusted cash flows, property appreciation, mortgage amortization, and proceeds from a sale at the end of the holding period.

It is difficult to quantify the rate of return required by equity investors who are seeking to purchase hotel properties. To establish an appropriate equity yield rate, HVS International uses two sources of data: past appraisals and investor interviews.

Past Appraisals - During the past 12 months, HVS International has appraised more than 400 hotels, including properties located in most major national markets. Each appraisal used a similar mortgage-equity approach in which income is projected and then discounted to a current value at rates reflecting the cost of debt and equity capital. In the case of hotels that were sold subsequent to our valuations, we are able to determine an appropriate equity yield rate by excluding incentive management fees from the projection of income and expense, inserting the projection into a valuation model, and adjusting the appraised value to reflect the actual sales price by modifying the return assumptions. The following table shows a representative sample of hotels that were sold shortly after we appraised them, along with the imputed equity return based on our valuation approach.

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Table 10-29 Sample of Hotels Sold
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                                                     No. of  Date of               Overall    Total Property    Equity
Hotel                          City and State         Rooms   Sale    Sales Price    Rate         Yield         Yield
---------------------------------------------------------------------------------------------------------------------
Ritz-Carlton                   Phoenix, AZ             281    2/94    $23,000,000    11.0%         14.6%        21.7%
Marriott Marina                Fort Lauderdale, FL     580    2/94     40,000,000    12.2          16.4         26.7
Holiday Inn                    Edison, NJ              274    3/94     11,803,000     7.8          17.0         26.3
Crescent Hotel                 Phoenix, AZ             342    3/94     26,000,000     6.5           7.2          2.2
Checkers Hotel Kempinski       Los Angeles, CA         173    4/94     12,750,000     3.0          18.3         27.0
Best Western Fireside Inn      Cambria, CA              46    4/94      3,377,000    11.7          15.8         24.3
Phoenician Resort              Phoenix, AZ             580    4/94    224,000,000     6.6           9.3          8.9
Newark-Fremont Hilton          Newark, CA              300    5/94      8,950,000     8.8          14.9         20.7
Radisson Inn                   Orlando, FL             299    5/94     11,150,000    12.9          18.0         28.2
Westin Kauai                   Lihue, Kauai, HI        840    6/94     97,400,000    (1.9)          8.1          7.2
Residence Inn                  Binghamton, NY           72    6/94      6,325,000    10.8          13.9         21.9
Hotel Millenium                New York, NY            561    6/94     75,000,000     9.5          14.1         23.0
Best Western Otay Valley       Chula Vista, CA         120    7/94      2,350,000    13.2          21.1         31.8
Hampton Inn                    Islandia, NY            121    7/94      6,572,000    12.6          16.6         28.2
Hampton Inn                    Willow Grove, PA        150    7/94     10,220,000    11.0          14.3         23.0
Hampton Inn                    West Palm Beach, FL     136    7/94      4,220,000    10.8          10.8         14.3
Hampton Inn                    Naples, FL              107    7/94      5,700,000    11.4          11.5         24.9
Hampton Inn                    Albany, NY              126    7/94      9,204,000     9.3          11.5         15.8
Marriott Hotel                 South Bend, IN          299    7/94     11,500,000    10.5          13.2         18.9
Marriott SFO                   Burlingame, CA          684    8/94     61,700,000    10.2          13.2         19.0
Westfields Conference Center   Chantilly, VA           340    8/94     46,000,000    12.3          15.9         25.3
Radisson Mark Resort           Vail, CO                349    9/94     25,200,000     8.9          15.8         24.1
Marriott East Side             New York, NY            664   10/94     55,000,000     8.5           9.7         11.1
Marriott Resort                Vail, CO                349   10/94     25,200,000    14.2          18.9         30.5
Marriott Quorum                Addison, TX             547   10/94     29,815,000    13.5          18.2         31.8
Sheraton Hotel                 Hasbrouck Heights, NJ   338   11/94     10,450,000    18.3          21.1         30.7
Sheraton Inn                   Napa, CA                191   12/94      9,968,000     8.9          13.7         19.8
Marriott Fisherman's Wharf     San Francisco, CA       255   12/94     27,755,000    10.8          13.4         19.4
Marriott Hotel                 Portland, OR            503   12/94     45,000,000    12.9          17.4         30.0
Radisson Inn                   Springfield, MO         199   12/94      5,800,000     8.2          10.1         11.3
Williamsburg Hilton            Williamsburg, VA        291   12/94     15,000,000    15.4          19.0         32.0
Marriott Tech Center           Denver, CO              625   12/94     36,000,000    13.7          16.4         27.1
Holiday Inn Sunspree           Singer Island, FL       222   12/94     11,900,000     8.6          10.6         12.4
The Plaza                      New York, NY            805    6/95    325,000,000     7.0          11.0         14.0
Fullerton Suites               Fullerton, CA            96    5/95      5,000,000    12.9          18.7         28.5
Residence Inn                  Baton Rouge, LA          80    6/95      6,518,000    12.7          14.8         21.2
Residence Inn                  Overland Park, KS       112    6/95      8,500,000     8.9          14.7         20.8
Residence Inn                  Des Moines, IA          112    6/95      7,660,000     9.8          14.1         19.6
Residence Inn                  Hunt Valley, MD          96    6/95      6,580,000    12.3          13.6         18.3
Residence Inn                  Kansas City, MO         112    6/95      6,560,000    10.4          13.2         19.8
Residence Inn                  Lincoln, NE             120    6/95      7,100,000    10.0          13.7         18.5
Embassy Suites                 Schaurmburg, IL         209   12/95     17,800,000    10.0          13.5         18.9
Marriott Hotel                 Andover, MA             293   12/95     24,000,000     9.7          13.5         19.2
Doubletree Suites              Valley Forge, PA        229   12/95     28,500,000    10.7          14.2         15.5
Marriott Hotel                 Tysons Corner, VA       390   12/95     41,100,000    10.7          13.1         18.0
Marriott Hotel                 Warner Center, CA       461   12/95     57,900,000     6.2          11.6         14.2
Hilton at the Club             Pleasanton, CA          294   12/95     22,000,000    10.5          13.4         17.0

                           Source: HVS International

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Investor Interviews - HVS International is in constant contact with numerous institutional and individual hotel investors. These sources of equity funds have definite return requirements that can be expressed as an equity yield rate based on a ten-year projection of net income before incentive management fees but after debt service. Based on our surveys and investor interviews, the following table illustrates the range of equity yields generally required by individual and institutional investors.

================================================================================
Table 10-30 Equity Yield Requirements
--------------------------------------------------------------------------------

                  Source                        Equity Yield Requirement
                  ------                        ------------------------

                  Individual                             20% - 24%
                  Institution                            18% - 22%

--------------------------------------------------------------------------------

Based on the assumed 70% loan-to-value ratio, the risk inherent in achieving the projected income stream, and the age, condition, and anticipated market position of the subject property, it is our opinion that an equity investor is likely to require an equity yield rate of 22.0% before payment of incentive management fees. This estimate is well supported by the equity yield requirements presented previously.

Terminal Capitalization Rate

Inherent in this valuation process is the assumption of a sale at the end of the ten-year holding period. The estimated reversionary sales price as of that date is calculated by capitalizing the projected 11th-year net income by an overall terminal capitalization rate. A percentage for the seller's brokerage and legal fees is deducted from this sales price, and the net proceeds to the equity interest (also known as the equity residual) are calculated by deducting the outstanding mortgage balance from the reversion.

To estimate a property's reversionary value, the appraiser must select a terminal capitalization rate and an allocation for brokerage and legal fees. The terminal capitalization rate is an overall rate that is applied to one stabilized year, and thus it inherently incorporates the cost of debt and equity capital. The terminal capitalization rate can be derived through a mortgage and equity band of investment technique which calculates the weighted average cost of the capital used in a hotel investment. Combining the mortgage financing terms derived previously (namely, a 70% loan-to-value ratio and a .104844 debt service constant) with a cash-on-cash equity dividend rate of 12% produces the following overall capitalization rate.

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Table 10-31 Capitalization Rate Calculation
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                     Percent       Rate of       Weighted
                    of Value       Return         Average
      ---------------------------------------------------
      Mortgage        70%      x   0.10484   =    0.07339
      Equity          30%      x   0.12000   =    0.03600
                                                ---------
             Overall Capitalization Rate          0.10939

--------------------------------------------------------------------------------

Because this overall rate will be used to capitalize net income ten years from the date of value, an upward adjustment is appropriate to reflect the uncertainty inherent in this extended period. For the purpose of this valuation, we will use a terminal capitalization rate of 11.0%.

As a point of reference, the terminal capitalization rate can be compared to the going-in rate implied by the subject property's estimated value. The going-in rate reflects the capitalization rate that would be applicable if the hotel were operating at a stabilized level as of the date of value. This rate is calculated by dividing the stabilized net income (expressed in current dollars as of the date of value) by the value indicated by the income capitalization approach. Generally, the terminal capitalization rate is approximately 100 to 200 basis points above the going-in rate.

Summary of Valuation Variables

The following table summarizes the valuation variables that have been used to estimate the subject property's value via the income capitalization approach.

================================================================================
Table 10-32 Summary of Valuation Variables
--------------------------------------------------------------------------------

      Annual Net Income                               NI          See Forecast
      Loan-to-Value Ratio                             M              70.0%
      Interest Rate                                   i               9.5%
      Debt Service Constant                           f            0.104844
      Equity Yield                                    Ye             22.0%
      Brokerage and Legal Fees                        b               3.0%
      Annual Constant Required to
          Amortize the Loan in Ten Years              fp           0.155277
      Terminal Capitalization Rate                    Rr             11.0%

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Valuation of the Mortgage and Equity Components

The valuation of the mortgage and equity components is accomplished through use of an algebraic equation that calculates the exact amount of debt and equity that the hotel will be able to support based on the anticipated cash flow (as derived from the forecast of income and expense) and the specific return requirements demanded by the mortgage lender (interest) and the equity investor (equity yield). The equation and the calculations associated with this simultaneous valuation formula are set forth in the Addenda to this report. Using the variables summarized above, we estimate the value of the subject property via the income capitalization approach at roundly $14,229,000.

The value is proven by calculating the yields to the mortgage and equity components during the projection period. If the mortgagee achieves a 9.5% yield and the equity yield is 22.0%, then $14,229,000 is the correct value by the income capitalization approach. Using the assumed financial structure set forth in the previous calculations, market value can be allocated between the debt and equity as follows.

                 Mortgage Component (70%)            $9,961,000
                 Equity Component (30%)               4,269,000
                                                    -----------
                       Total                        $14,229,000

The annual debt service is calculated by multiplying the mortgage component by the mortgage constant.

                 Mortgage Component                 $9,961,000
                 Mortgage Constant                    0.104844
                                                    ----------
                       Annual Debt Service          $1,044,347

The cash flow to equity is calculated by deducting the debt service from the projected net income before debt service.

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Table 10-33 Forecast of Net Income to Equity
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                   Net Income
                   Available for                                   Net Income
Year               Debt Service           Debt Service              to Equity
--------------------------------------------------------------------------------

1997                $1,560,000      -      $1,044,000      =        $516,000
1998                 1,601,000      -       1,044,000      =         557,000
1999                 1,683,000      -       1,044,000      =         639,000
2000                 1,745,000      -       1,044,000      =         701,000
2001                 1,803,000      -       1,044,000      =         759,000
2002                 1,865,000      -       1,044,000      =         821,000
2003                 1,931,000      -       1,044,000      =         887,000
2004                 1,998,000      -       1,044,000      =         954,000
2005                 2,070,000      -       1,044,000      =       1,026,000
2006                 2,144,000      -       1,044,000      =       1,100,000

--------------------------------------------------------------------------------

The equity residual at the end of the tenth year is calculated as follows.

      Reversionary Value (  $2,219,000 / 0.110  )              $20,173,000
      Less: Brokerage and Legal Fees                               605,000
      Less: Mortgage Balance                                     8,334,000
                                                               -----------
            Net Sale Proceeds to Equity                        $11,234,000

The overall property yield (before debt service), the yield to the lender, and the yield to the equity position have been calculated by computer with the following results.

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Table 10-34 Overall Property Yields
--------------------------------------------------------------------------------

                                                       Projected Yield
                                                  (Internal Rate of Return)
      Position                   Value           Over 10-Year Holding Period
      ----------------------------------------------------------------------

      Total Property          $14,229,000                   14.3%
      Mortgage                  9,961,000                    9.5
      Equity                    4,269,000                   22.0

--------------------------------------------------------------------------------

The following tables demonstrate that the property receives its anticipated yields, proving that the value of approximately $14,229,000 is correct based on the assumptions used in this approach.

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Table 10-35 Total Property Yield
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                 Net Income Before       Present Worth of $1         Discounted
Year               Debt Service            Factor at 14.3%            Cash Flow
--------------------------------------------------------------------------------

1997                $1,560,000       x        0.874513        =      $1,364,000
1998                 1,601,000       x        0.764774        =       1,224,000
1999                 1,683,000       x        0.668805        =       1,126,000
2000                 1,745,000       x        0.584879        =       1,021,000
2001                 1,803,000       x        0.511484        =         922,000
2002                 1,865,000       x        0.447300        =         834,000
2003                 1,931,000       x        0.391169        =         755,000
2004                 1,998,000       x        0.342083        =         683,000
2005                 2,070,000       x        0.299156        =         619,000
2006                21,712,000*      x        0.261616        =       5,680,000
                                                                    -----------
                                  Total Property Value              $14,228,000

    *Tenth-year net income of $2,144,000 plus sales proceeds of $19,568,000

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Table 10-36 Mortgage Component Yield
--------------------------------------------------------------------------------

                                       Present Worth of $1           Discounted
Year             Debt Service            Factor at 9.5%               Cash Flow
--------------------------------------------------------------------------------

1997              $1,044,000       x        0.913841         =        $954,000
1998               1,044,000       x        0.835106         =         872,000
1999               1,044,000       x        0.763155         =         797,000
2000               1,044,000       x        0.697402         =         728,000
2001               1,044,000       x        0.637315         =         665,000
2002               1,044,000       x        0.582405         =         608,000
2003               1,044,000       x        0.532226         =         556,000
2004               1,044,000       x        0.486370         =         508,000
2005               1,044,000       x        0.444465         =         464,000
2006               9,378,000*      x        0.406170         =       3,809,000
                                                                    ----------
                               Value of the Mortgage Component      $9,961,000

                     *Tenth-year debt service of $1,044,000
                plus outstanding mortgage balance of $8,334,000

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Table 10-37 Equity Component Yield
--------------------------------------------------------------------------------

                   Net Income           Present Worth of $1      Discounted
Year               to Equity              Factor at 22.0%         Cash Flow
--------------------------------------------------------------------------------

1997                  516,000      x          0.819637        =      423,000
1998                  557,000      x          0.671805        =      374,000
1999                  639,000      x          0.550636        =      352,000
2000                  701,000      x          0.451321        =      316,000
2001                  759,000      x          0.369920        =      281,000
2002                  821,000      x          0.303200        =      249,000
2003                  887,000      x          0.248514        =      220,000
2004                  954,000      x          0.203691        =      194,000
2005                1,026,000      x          0.166953        =      171,000
2006               12,334,000*     x          0.136841        =    1,688,000
                                                                   ---------
                                Value of the Equity Component      4,268,000

                 *Tenth-year net income to equity of $1,100,000
                       plus sales proceeds of $11,234,000

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Valuation Method Two: Discounted Cash Flow

The total property yield derived from the previous valuation method was 14.3%. After reviewing the total property yields indicated by recent hotel sales, it is our opinion that a 14.0% discount factor is appropriate for the St. Petersburg Bayfront Hilton. The following table illustrates the discounted cash flow analysis using this 14.0% factor.

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Table 10-38 Discounted Cash Flow Analysis
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                                          Discount
                   Net                    Factor                 Discounted
Year               Income                 at 14.0%                Cash Flow
---------------------------------------------------------------------------

1997             $1,560,000       x       0.87719      =         $1,368,421
1998              1,601,000       x       0.76947      =          1,231,918
1999              1,683,000       x       0.67497      =          1,135,977
2000              1,745,000       x       0.59208      =          1,033,180
2001              1,803,000       x       0.51937      =            936,422
2002              1,865,000       x       0.45559      =            849,669
2003              1,931,000       x       0.39964      =            771,700
2004              1,998,000       x       0.35056      =            700,417
2005              2,070,000       x       0.30751      =            636,541
2006             21,711,545*      x       0.26974      =          5,856,555
                                                                -----------

                                     Estimated Market Value     $14,520,799
                                     (Say)                      $14,500,000
Reversion Analysis
11th-Year Net Income                                             $2,219,000
Capitalization Rate                                                   11.0%
                                                                -----------

Total Sales Proceeds                                            $20,172,727
Less: Brokerage & Legal Fees at 3.0%                                605,182
                                                                -----------
Net Sales Proceeds                                              $19,567,545

    *Tenth-year net income of $2,144,000 plus sales proceeds of $19,567,545

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Conclusion

Based on our extensive experience in the hotel industry and comprehensive support provided by literature published by the Appraisal Institute, it is our opinion that the valuation procedure embodied by Method One most closely reflects the investment rationale of typical hotel buyers. As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis and Valuations,(1) Method Two (which discounts the projected net income and reversion using an overall discount rate, or total property yield) "does not consider the impact of mortgage debt, leverage and the specific equity demands of typical hotel investors...This technique is simple but less reliable because the derivation of the discount rate has little support." In light of this consideration, we have relied on the $14,229,000 value conclusion indicated by Method One.

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236

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11. Sales Comparison Approach

The sales comparison approach is based on the assumption that an informed purchaser will pay no more for a property than the cost to acquire an existing property with equal utility. This approach estimates market value by considering the sales prices indicated by recent transactions involving properties that are similar to the property being appraised. Dissimilarities are resolved with appropriate adjustments; these differences may pertain to the date of sale, the age of the property, location, construction, condition, layout, equipment, size, or external economic factors. The reliability of the sales comparison approach depends on three factors:

1.    the availability of timely, comparable sales data;

2. an understanding of the true terms of the sales and the motivation of the buyer and seller;

3. the degree of comparability, or the extent of the adjustments needed to reflect differences between the subject property and the comparable property.

In appraising lodging facilities, it is often difficult to find an adequate number of recent sales involving hotels that are truly comparable to the subject property. Consequently, it may be necessary to consider transactions involving properties in different market areas, and the required adjustments greatly diminish the reliability of the conclusions. Moreover, it is virtually impossible for an observer to determine the true motivations of the buyers and sellers involved in transactions. Hotel acquisition often represents a highly ego-driven process in which a number of external, non-market factors influence the purchase price. Unless the appraiser can quantify these influences, there is no way of knowing whether the purchase price paid actually reflects market value. A final consideration is the degree of similarity between the subject property and the comparable; in most cases, the differences are significant enough to require numerous subjective and unsubstantiated adjustments. Each adjustment represents a potential for error,

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and thus diminishes the reliability of this approach. As a result of these shortcomings, the use of the sales comparison approach in valuing hotels is primarily as a check against the value indicated by the income capitalization approach.

Hotel values declined in many areas of the country during the late 1980s and early 1990s, although a rebound began in 1994 and 1995. The downturn, which began in most markets in 1988, was largely attributable to lower operating incomes caused by an oversupply of new hotel rooms constructed during the mid-1980s. Overbuilding resulted in flat or declining average rates and occupancies, which caused revenues to fall. A number of other factors exacerbated the situation. The national recession caused a drop in demand in many markets during the early 1990s, and the Persian Gulf War created a virtual freeze on travel in the beginning of 1991, further limiting hotel demand. Operating costs continued to rise despite poor market conditions, resulting in a decline in the net operating income of hotels throughout the nation. Because operating costs have a large fixed component, many lodging facilities experienced precipitous drops in net income.

As bottom-line profits eroded, many hotels were unable to meet debt service, and hundreds of properties entered foreclosure or bankruptcy. Lenders and government agencies soon became hotel owners. Because most financial institutions were preoccupied with their distressed real estate, very little mortgage capital was available and the nation suffered from a well-publicized credit crunch. Most hotel transactions that occurred during the early 1990s were financed by the property owners, who, in most cases, were lenders.

In the early 1990s, the primary market participants were owner-operators with the expertise to turn around under-performing properties. Hotels were out of favor with passive investors as a result of the industry's poor operating performance and the uncertainty of future appreciation. The wide disparity in buyer and seller expectations also limited the number of transactions. Many sellers were unwilling to accept the fact that the market value of their hotel investments had declined below the cost of the project or the original investment. Moreover, many owners were faced with a significant tax burden upon sale, further reducing their willingness to settle for a price that was below the original acquisition cost.

As a result of these market forces, there was very little sales activity involving large, high-quality hotels. The primary difficulty was the lack of

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properties available for sale; owners who were not forced to sell opted to wait for prices to recover. The few hotels that did enter the market generally attracted 15 to 20 interested bidders, mostly consisting of owner-operators. As a result of the competition for these few assets, the prices of better-quality hotels began to escalate rapidly. In response, more sellers have been encouraged to place their products on the market.

An indicator of this market trend is the number of hotel sales that have occurred during the past few years. HVS International tracks major hotel transactions of more than $10,000,000 on an annual basis. In 1992, the number of major transactions was 67; a slightly lower level of 52 was registered in 1993. This total increased significantly (to 92) in 1994, and the 1995 total is estimated to have been 104.

In tandem with escalating prices, hotels are again being considered by traditional financing sources, which had virtually abandoned the hospitality industry by the early 1990s. Although many lenders are still approaching the market with a high degree of caution, it is now possible to obtain third-party financing for hotel transactions. The mortgage loans that are now being made are subject to fairly stringent requirements: loan-to-value ratios remain in the 65% to 75% range. The qualification of the borrower is also a crucial consideration for most lenders.

We believe that the upward trend in both pricing and sales activity will continue as financing becomes more available and additional buyers (particularly passive investors) enter the market. Consequently, it is important to consider the date of the transactions used in the sales comparison approach. When the comparable sales are not recent enough to provide an accurate picture of the current market, it may be necessary to make upward adjustments to the values indicated by the sales comparison and income capitalization approaches in recognition of the recent escalation.

Comparable Sales

Based on information provided by the Hospitality Market Data Exchange and compiled by the six offices of HVS International, the following transactions involved hotels that appear to have some degree of comparability to the subject property.

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Sale #1:
--------
Property:                   Lexington Hyatt Regency
Location:                   400 West Vine Street, Lexington, KY
Date of Sale:               May, 1996
Sales Price:                $14,000,000
Grantor:                    Lexington Hotel and Mall Corporation
Grantee:                    Patriot American
Year Opened:                1977
Number of Rooms:            365
Price per Room:             $38,356
Confirmed By:               Patriot American

Sale #2:
--------
Property:                   Hyatt Pittsburgh
Location:                   112 Washington Place, Pittsburgh, PA
Date of Sale:               April, 1996
Sales Price:                $18,500,000
Grantor:                    Elteq Equities Inc., Pittsburgh
Grantee:                    Interstate/Host Marriott
Year Opened:                1966
Number of Rooms:            400
Price per Room:             $46,250
Confirmed By:               Host Marriott

Sale #3:
--------
Property:                   Baton Rouge Hilton
Location:                   5500 Hilton Avenue, Baton Rouge, LA
Date of Sale:               April, 1996
Sales Price:                $14,500,000
Grantor:                    Not available
Grantee:                    Davidson Hotels
Year Opened:                1976
Number of Rooms:            298
Price per Room:             $48,658
Confirmed By:               Davidson Hotels

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Sale #4:
--------
Property:                   Hyatt Newporter
Location:                   1107 Jamboree Road, Newport Beach, CA
Date of Sale:               April, 1996
Sales Price:                $17,450,000
Grantor:                    Not available
Grantee:                    Patriot American
Year Opened:                1962
Number of Rooms:            410
Price per Room:             $42,561
Confirmed By:               Patriot American

Sale #5:
--------
Property:                   Marina Hotel and Conference Center
Location:                   1515 Prudential Drive, Jacksonville, FL
Date of Sale:               November, 1995
Sales Price:                $15,900,000
Grantor:                    New York Life
Grantee:                    GenCom Hospitality
Year Opened:                1980
Number of Rooms:            322
Price per Room:             $49,379
Confirmed By:               National Hotel Realty Advisors

Sale #6:
--------
Property:                   Daytona Beach Marriott
Location:                   100 North Atlantic Ave., Daytona Beach, FL
Date of Sale:               February, 1995
Sales Price:                $20,600,000
Grantor:                    Barclays Bank
Grantee:                    Adam's Mark Hotels
Year Opened:                1989
Number of Rooms:            402
Price per Room:             $51,244
Confirmed By:               Adam's Mark Hotels

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We have also considered the 1994 sale of the subject property and the 1995 sale of the Stouffer Renaissance Vinoy (one of the Hilton's primary competitors). The details of these transactions are summarized as follows.

Sale #7:
--------
Property:                   Stouffer Renaissance Vinoy
Location:                   501 5th Avenue NE, St. Petersburg, FL
Date of Sale:               December, 1995
Sales Price:                $45,000,000
Grantor:                    Barclays Bank
Grantee:                    Renaissance Hotels
Year Opened:                1925/1992
Number of Rooms:            360
Price per Room:             $125,000
Confirmed By:               Aetna
Comments:                   Grantor obtained the property through foreclosure;
                            by virtue of an extensive renovation that occurred
                            in 1992, this property was in very good condition at
                            the time of sale.

Subject Property:
-----------------
Property:                   St. Petersburg Hilton
Location:                   333 1st Street South, St. Petersburg, FL
Date of Sale:               September, 1994
Sales Price:                $4,500,000
Grantor:                    St. Petersburg Harbor View Hotel Corp.
Grantee:                    St. Petersburg Florida Hotel Limited Partnership (an
                            entity controlled by the Ashford Financial
                            Corporation)
Year Opened:                1971
Number of Rooms:            333
Price per Room:             $13,516
Confirmed By:               Ashford Financial Corporation

The 1995 sale of the Stouffer Renaissance Vinoy is included in our discussion as a result of the hotel's close proximity to the subject property. However, the Vinoy's far superior facilities exclude it from consideration in our range of value indications via the sales comparison approach.

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In analyzing the sale of the subject property, it is important to consider the terms and conditions pertaining to the transaction. In June of 1994, the Ashford Financial Corporation acquired 100% of the outstanding industrial development revenue bonds secured by the subject property; the all-cash purchase price was $4,005,000. In July, Ashford entered into a settlement agreement with the debtor and owner of the property, St. Petersburg Harbor View Hotel Corporation; the terms of the agreement principally consisted of the conveyance of the real property and all furniture, fixtures, and equipment in exchange for the release of liability of all obligors. The subject property was also acquired subject to delinquent property taxes, which were under litigation. The unpaid tax amount was roundly $500,000; accordingly, the total investment for the acquisition of the property was approximately $4,500,000. Based on our understanding of the terms of this transaction, we do not believe that the sale was reflective of market value.

The relevance of the transaction involving the subject property is also undermined by the significant change in market conditions that occurred between the date of this sale and the date of value of this appraisal. Areawide occupancy and average rate have improved in the intervening months, and this favorable trend is expected to continue. As previously discussed, the market for hotel investments has also improved significantly as a result of changes in lender and investor attitudes. For these reasons, it is our opinion that the 1994 sale of the subject property is not a reliable indicator of the hotel's current value.

Conclusion

Although the sales comparison approach may be useful in providing a value range and reflecting certain market characteristics, its applicability is limited by the numerous possible points of difference between the subject property and other hotels that have sold in recent years. These factors may include location, access, size, services and facilities offered, market conditions, chain affiliation, market orientation, management, rate structure, age, physical condition, date of sale, the highest and best use of the land, and the anticipated profitability of the operation. Circumstances surrounding a sale, such as financing terms, tax considerations, income guarantees, sales of partial interests, duress on the part of the buyer or seller, or a particular deal structure can also cause a disparity between the sales price and pure market value. Moreover, it is often difficult to determine the marketing periods that were necessary to consummate the transactions. It is extremely difficult to quantify the appropriate adjustment factors accurately because of their number and complexity, as well as the difficulty in obtaining specific,

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detailed information. Any attempt to manipulate the necessary adjustments is insupportable and purely speculative.

Because appraisers are expected to reflect the analytical processes and actions of typical buyers and sellers rather than to create a highly subjective valuation approach, the investment rationale of hotel owners is an essential consideration. As specialists in the valuation of hotels, we find that typical buyers purchase properties based on a thorough analysis of the anticipated economic benefits of property ownership, rather than on historical sales data.

In light of these factors, it is our opinion that the sales comparison approach is unsuitable for indicating a specific estimate of the subject property's market value; however, this approach may indicate a range of values that can be used to test the reasonableness of the value indicated by the income capitalization approach. Excluding the sales of the Renaissance Vinoy and the subject property, the prices range from approximately $38,000 to $51,000 per room, or roughly 12,700,000 to $17,000,000 for the 333-unit subject property. The income capitalization approach indicates a value of $14,229,000, which falls within this range.

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12. Cost Approach

The cost approach is founded on the principle of substitution, which implies that no prudent person will pay more for a property than the amount to acquire a site and construct a building of equal desirability and utility without undue delay. This approach estimates market value by first calculating the current cost of replacing the improvements. Appropriate deductions are made for depreciation resulting from physical deterioration, functional obsolescence, and external (economic) obsolescence, and the land value is added to the depreciated replacement cost to provide an estimate of market value. The cost approach employs the following steps.

1.    The current replacement or reproduction cost is estimated.

2. Land value is estimated using techniques such as allocation, extraction, or ground rent capitalization.

3. Accrued depreciation, which can be divided into physical deterioration, functional obsolescence, and external obsolescence, is estimated.

4. Total depreciation is deducted from the subject property's replacement cost, and the land value is added to arrive at an estimate of value via the cost approach.

When forming their purchase decisions regarding existing properties, market participants tend to consider the cost of developing a new hotel with optimal physical and functional utility. External conditions, such as the depressed market for real estate (and hotels in particular), can cause a property to be worth less than its replacement cost as new. The task of estimating the loss in value resulting from incurable functional and external obsolescence is highly subjective.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements age and begin to deteriorate, the loss in value resulting from physical obsolescence becomes increasingly difficult to quantify accurately. Loss in value

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attributable to functional obsolescence can be even more difficult to determine.

The subject property was constructed in 1970, and will be approximately 26 years old as of the date of this appraisal. The property, which has not received a major renovation since 1987, appeared to be in good condition at the time of our inspection. The depressed hotel market conditions that prevailed in the late 1980s and the early 1990s have also led to a degree of external obsolescence. In our opinion, it is impossible to identify and quantify the impact of these factors on the property's value with any accuracy, so we will only estimate the replacement cost.

Replacement Cost

Replacement cost is the current construction cost of a building with the same utility as the subject property, but built with modern materials and according to current construction and design standards. For the purpose of estimating the replacement cost of the subject property, we have used a hotel development cost survey conducted by HVS International. This survey is published annually in a newsletter entitled The Hotel Valuation Journal, and appeared in the May issue of Lodging Hospitality. The survey presents the range of per-room costs associated with various components of hotel development, including the improvements, the furniture, fixtures, and equipment, pre-opening expenses, and operating capital. Statistics are compiled for three broad categories of hotels: luxury, standard, and economy. The results of this survey are presented in the following table.

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Table 12-1 Hotel Development Cost Survey (Amounts per Room)
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                       Improvements   Furniture & Equipment  Pre-Opening    Operating Capital       Total           Percent Change
------------------------------------------------------------------------------------------------------------------------------------
1976
     Luxury       $32,000  -  $55,000   $5,000  - $10,000  $1,000 -  $2,000  $1,000 - $1,500   $39,000  - $68,500    ---   -   ---
     Standard      20,000  -   32,000    3,000  -   6,000     750 -   1,000     750 -  1,000    24,500  -  40,000    ---       ---
     Economy        8,000  -   15,000    2,000  -   4,000     500 -   1,000     500 -    750    11,000  -  20,750    ---   -   ---
1979
     Luxury        36,000  -   65,000    8,000  -  15,000   1,500 -   3,000   1,500 -  2,000    47,000  -  85,000    6.8   -   8.0
     Standard      25,000  -   36,000    5,000  -  10,000   1,000 -   2,000   1,000 -  1,500    32,000  -  49,500   10.2   -   7.9
     Economy       10,000  -   20,000    3,000  -   5,000     750 -   1,000     750 -  1,000    14,500  -  27,000   10.6   -  10.0
1981
     Luxury        45,000  -   80,000   10,000  -  20,000   2,000 -   3,500   2,000 -  2,500    59,000  - 106,000   12.8   -  12.4
     Standard      25,000  -   40,000    7,000  -  13,000   1,200 -   2,500   1,200 -  2,000    34,400  -  57,500    3.8   -   8.1
     Economy       13,000  -   25,000    4,000  -   7,000     700 -   1,200     900 -  1,200    18,600  -  34,400   14.1   -  13.7
1983
     Luxury        55,000  -  100,000   12,500  -  20,000   2,300 -   4,000   2,000 -  2,800    71,800  - 126,800   10.8   -   9.8
     Standard      35,000  -   50,000    9,000  -  15,000   1,400 -   3,000   1,300 -  2,200    46,700  -  70,200   17.9   -  11.0
     Economy       18,000  -   32,000    5,000  -   8,000     800 -   1,500     900 -  1,300    24,700  -  42,800   16.4   -  12.2
1985
     Luxury        60,000  -  115,000   13,400  -  30,000   3,000 -   5,000   2,100 -  3,100    78,500  - 153,100    4.7   -  10.4
     Standard      38,000  -   57,000    9,500  -  16,500   1,900 -   3,600   1,500 -  2,500    50,900  -  79,600    4.5   -   6.7
     Economy       20,000  -   36,000    5,000  -   8,800   1,000 -   1,700   1,000 -  1,500    27,000  -  48,000    4.7   -   6.1
1986
     Luxury        62,000  -  120,000   13,700  -  30,600   3,100 -   5,200   2,300 -  3,100    81,100  - 158,900    3.3   -   3.8
     Standard      39,000  -   60,000    9,700  -  16,800   2,000 -   3,800   1,500 -  2,600    52,200  -  83,200    2.6   -   4.5
     Economy       21,000  -   37,000    5,100  -   9,000   1,000 -   1,800   1,100 -  1,500    28,200  -  49,300    4.4   -   2.7
1987
     Luxury        63,000  -  122,000   13,800  -  30,900   3,300 -   5,500   2,300 -  3,200    82,400  - 161,600    1.6   -   1.7
     Standard      40,000  -   61,000    9,800  -  16,800   2,100 -   3,900   1,500 -  2,600    53,400  -  84,300    2.3   -   1.3
     Economy       21,000  -   39,000    5,200  -   9,100   1,100 -   1,800   1,100 -  1,500    28,400  -  51,400    0.7   -   4.3
1988
     Luxury        65,000  -  125,000   14,000  -  31,000   3,300 -   5,500   2,300 -  3,200    84,600  - 164,700    2.7   -   1.9
     Standard      41,000  -   63,000   10,000  -  17,100   2,100 -   3,900   1,500 -  2,600    54,600  -  86,600    2.2   -   2.7
     Economy       22,000  -   40,000    5,200  -   9,100   1,100 -   1,800   1,100 -  1,500    29,400  -  52,400    3.5   -   1.9
1989
     Luxury        66,000  -  126,000   15,000  -  32,000   3,300 -   5,500   2,300 -  3,200    86,600  - 166,700    2.4   -   1.2
     Standard      41,000  -   64,000   10,500  -  18,000   2,100 -   3,900   1,500 -  2,600    55,100  -  88,500    0.9   -   2.2
     Economy       22,000  -   40,000    5,500  -   9,700   1,100 -   1,800   1,100 -  1,500    29,700  -  53,000    1.0   -   1.1
1990
     Luxury        67,000  -  128,000   15,400  -  33,000   3,500 -   5,700   2,500 -  3,500    88,400  - 170,200    2.1   -   2.1
     Standard      42,000  -   65,000   10,800  -  18,500   2,200 -   4,000   1,600 -  2,800    56,600  -  90,300    2.7   -   2.0
     Economy       22,500  -   41,000    5,600  -  10,000   1,200 -   1,800   1,200 -  1,600    30,500  -  54,400    2.7   -   2.6
1991
     Luxury        65,000  -  122,000   14,500  -  31,500   3,700 -   5,900   2,600 -  3,600    85,800  - 163,000   (2.9)  -  (4.2)
     Standard      40,000  -   63,000   10,000  -  17,800   2,300 -   4,200   1,700 -  2,900    54,000  -  87,900   (4.6)  -  (2.7)
     Economy       21,000  -   39,000    5,000  -   9,500   1,300 -   2,000   1,300 -  1,700    28,600  -  52,200   (6.2)  -  (4.0)
1992
     Luxury        64,000  -  120,000   14,200  -  30,900   3,800 -   6,100   2,700 -  3,700    84,700  - 160,700   (1.3)  -  (1.4)
     Standard      39,000  -   62,000    9,800  -  17,400   2,300 -   4,400   1,800 -  3,000    52,900  -  86,800   (2.0)  -  (1.3)
     Economy       21,000  -   38,000    4,900  -   9,300   1,400 -   2,100   1,300 -  1,800    28,600  -  51,200    0.0   -  (1.9)
1993
     Luxury        63,000  -  119,000   14,000  -  30,500   3,900 -   6,200   2,800 -  3,800    83,700  - 159,500   (1.2)  -  (0.7)
     Standard      39,000  -   61,000    9,700  -  17,200   2,300 -   4,500   1,800 -  3,000    52,800  -  85,700   (0.2)  -  (1.3)
     Economy       21,000  -   38,000    4,900  -   9,200   1,400 -   2,100   1,300 -  1,800    28,600  -  51,100    0.0   -  (0.2)
1994
     Luxury        64,000  -  121,000   14,300  -  31,100   3,900 -   6,200   2,800 -  3,800    85,000  - 162,100    1.6   -   1.6
     Standard      40,000  -   63,000   10,000  -  17,600   2,400 -   4,600   1,800 -  3,000    54,200  -  88,200    2.7   -   2.9
     Economy       22,000  -   40,000    5,100  -   9,500   1,500 -   2,200   1,300 -  1,800    29,900  -  53,500    4.5   -   4.7
1995
     Luxury        65,000  -  124,000   14,800  -  32,300   4,100 -   6,400   2,900 -  4,000    86,800  - 166,700    2.1   -   2.8
     Standard      41,000  -   65,000   10,400  -  18,300   2,500 -   4,800   1,900 -  3,100    55,800  -  91,200    3.0   -   3.4
     Economy       23,000  -   42,000    5,400  -   9,900   1,600 -   2,300   1,300 -  1,800    31,300  -  56,000    4.7   -   4.7

                    Average Annual Compounded Percent Change:

 1976 - 1995: Luxury    4.3%  -   4.8%    1986 - 1995: Luxury     0.8%  -  0.5%
              Standard  4.4%  -   4.4%                 Standard   0.7%  -  1.0%
              Economy   5.7%  -   5.4%                 Economy    1.2%  -  1.4%

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HVS International, Mineola, New York                          Cost Approach  147
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As illustrated by the previous table, hotel development costs rose significantly during the late 1970s and the early 1980s; however, the rate of increase slowed substantially in 1987. In 1991, hotel development costs declined for the first time since 1976. Further drops of as much as 2.0% were registered in 1992. Between 1986 and 1990, average annual compounded increases ranged from 1.7% to 2.5%. Costs rose slowly (at average annual compounded rates ranging from 0.5% to 1.4%) between 1986 and 1995, largely as a result of the declines in 1991, 1992, and 1993. In 1995, hotel development costs started to escalate more rapidly, reaching 4.7% in the economy segment. As more hotels are developed, we expect costs to continue to rise.

Because the replacement cost tends to set the upper limit of a particular hotel's value, this figure is relevant to our analysis. We estimate the replacement cost of the subject property as follows, based on the development cost survey discussed earlier.

================================================================================
Table 12-2 Subject Property's Replacement Cost
--------------------------------------------------------------------------------

                                          Cost          No. of
      Hotel Cost                        per Room        Rooms        Total Cost
      --------------------------------------------------------------------------

      Building                           $42,000         333         $13,986,000
      FF&E                                12,000         333           3,996,000
      Pre-Opening                          2,800         333             932,400
      Operating Capital                    2,000         333             666,000
      --------------------------------------------------------------------------
      Total                              $58,800                     $19,580,400

--------------------------------------------------------------------------------

Ground Lease Approach to Land Valuation

Land value may be estimated either by the sales comparison approach, using comparable land sales, or by the ground lease approach, which is based on the economic value generated by an improvement that represents the property's highest and best use. Because it is unusual to find recent sales of comparable vacant land that is slated for imminent hotel development, we have used the ground lease approach to determine the subject property's land value.

Hotels are often constructed on leased land, and although lease terms differ somewhat, the basis for the rental calculation is frequently tied to a percentage of revenue. By applying a typical ground lease rental formula to the subject property's stabilized revenues, the appraiser can determine the hotel's economic rent, or what is also known as the income attributable to the

HVS International, Mineola, New York                          Cost Approach  148
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land. Land value is then calculated by dividing the economic rent by an appropriate capitalization rate.

The self-adjusting aspect of this approach is key to its reliability. Because the rental formula is tied to a percentage of revenue that inherently reflects both the locational attributes of the site (occupancy and rate) and the allowable density of development, the resulting economic ground rent justly represents the greatest net return to the land over a given period. Because the St. Petersburg Bayfront Hilton appears to represent the highest and best use of the property, the ground lease approach is an appropriate method of determining land value.

We have researched long-term hotel ground leases in search of rental formulas that are based on a percentage of rooms revenue or on a combination of rooms, food, and beverage revenue. This analysis indicates that economic ground rents for hotels similar to the subject property typically range from 2.7% to 7.8% of rooms revenue. Although this range is quite broad, most of the formulas yield rental percentages of between 3 and 5% of rooms revenue.

After considering these comparable ground leases and the locational attributes of the subject property, we believe the appropriate economic ground rental percentage is 4% of stabilized rooms revenue. The subject property's stabilized rooms revenue has been deflated to reflect 1997 dollars. The following calculation shows the derivation of the subject property's economic ground rent.

             Stabilized Rooms Revenue (1997 dollars)     $6,043,918
             Rental Percentage                                 0.04
                                                         ----------
                    Economic Ground Rent                   $241,757

Rent generated by a ground lease represents a fairly low-risk income flow. Because the tenant improvements typically amount to more than eight times the value of the land, the risk of default is low. When the ground lease terms are tied to rooms revenue, the landlord is also protected from the adverse effects of inflation. Based on these risk factors and the current cost of long-term capital, we estimate the appropriate ground rental overall capitalization rate at 10%. Applying this indicated capitalization rate to the subject property's economic ground rent yields the following estimate of land value.

HVS International, Mineola, New York                          Cost Approach  149
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                  Economic Ground Rent          $241,757     $2,417,567
               --------------------------  =    --------  =
                   Capitalization Rate            0.10

                  Estimated Land Value (Say)                 $2,420,000

A new hotel's land value typically ranges from 10% to 20% of the overall value. The estimate of land value presented above is approximately 17% of the subject property's total value as indicated by the income capitalization approach.

Replacement Cost

Combining the replacement cost of the property with the land value yields the subject property's total replacement cost.

================================================================================
Table 12-3 Total Replacement Cost
--------------------------------------------------------------------------------

               Cost of the Improvements and FF&E     $19,580,400
               Land Value                              2,420,000
                                                     -----------

               Total Replacement Cost                $22,000,400
               (Say)                                 $22,000,000

--------------------------------------------------------------------------------

If a property's replacement cost is significantly higher than the values indicated by the income capitalization and sales comparison approaches, it may indicate that an upward adjustment of these values is appropriate. This would also reduce the probability of new hotel development, which is not likely to be feasible under those conditions. This creates an effective barrier to entry for new competition, thus reducing the risk associated with the subject property's income-generating potential. An upward adjustment of the value indicated by the income capitalization approach is also justified by this barrier to entry.

We find that knowledgeable hotel buyers generally base their purchase decisions on economic factors, such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, it is our opinion that the cost approach is inapplicable in estimating the market value of the St. Petersburg Bayfront Hilton. However, we have estimated the subject property's replacement cost as new, which may set the upper limit of the hotel's value.

HVS International, Mineola, New York    Reconciliation of Value Indications  150
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13. Reconciliation of Value Indications

The reconciliation, which is the last step in the appraisal process, involves summarizing and correlating the data and procedures employed throughout the analysis. The final conclusion of value is arrived at after reviewing the estimates indicated by the income capitalization, sales comparison, and cost approaches. The relative significance, applicability, and defensibility of each indicated value is considered, and the greatest weight is given to that approach deemed most appropriate for the property being appraised.

The purpose of this report is to estimate the market value of the fee simple interest in the subject property. Our appraisal involves a careful analysis of the property itself and the economic, demographic, political, physical, and environmental factors that influence real estate values. Based on the data set forth in this report, the following value indications were developed.

      Approach                            Value Indication
      --------                            ----------------

      Income Capitalization                 $14,229,000
      Sales Comparison                $12,700,000 - $17,000,000
      Cost (Replacement Cost)               $22,000,000

Income Capitalization Approach

To estimate the subject property's value via the income capitalization approach, we analyzed the local market for transient accommodations, examined the competitive environment, projected occupancy and average rate levels, and developed a forecast of income and expense that reflects anticipated income trends and cost components through a stabilized year of operation. The subject property's projected net income before debt service was then allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component was calculated; the total of the mortgage and equity components equates to the value of the property.

HVS International, Mineola, New York    Reconciliation of Value Indications  151
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Our nationwide experience indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the hotel investors who constitute the marketplace. For this reason, we believe that the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in our final estimate of the subject property's market value.

Sales Comparison Approach

The sales comparison approach uses actual sales of similar properties to provide an indication of the subject property's value. The strength of this approach is that it measures value based on the investment decisions made by actual buyers and sellers. Although we have investigated a number of sales in an attempt to develop a range of value indications, several adjustments are necessary to render the sales prices applicable to the subject property. These adjustments, which are numerous and highly subjective, diminish the reliability of the sales comparison approach. Furthermore, we find that typical hotel investors employ a sales comparison procedure only to establish broad value parameters.

The hotel sales outlined earlier in this report indicate an adjusted value range of $38,000 to $51,000 per available room. The income capitalization approach indicates a per-room value of approximately $42,700. This information suggests that a slight upward adjustment of the value indicated by the income capitalization approach may be warranted.

Cost Approach

To estimate the subject property's value via the cost approach, we estimated the current replacement cost of the property and added the land value. We give the cost approach limited weight in arriving at a final value estimate, because knowledgeable buyers of lodging facilities generally base their purchase decisions on economic factors (such as projected net income and return on investment) rather than on a property's depreciated replacement cost.

The replacement cost estimate developed via the cost approach can help to corroborate the results of the income capitalization and sales comparison approaches to value. If the replacement cost is substantially higher or lower than the value indicated by the income capitalization approach, an upward or downward adjustment of the income capitalization approach value may be necessary. The subject property's estimated replacement is more than 50% higher than the value indicated by the income capitalization approach; this high replacement cost represents a barrier to entry for prospective hotel

HVS International, Mineola, New York    Reconciliation of Value Indications  152
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developers. Consequently, a slight upward adjustment of the value arrived at by the income capitalization approach is warranted.

Value Conclusion

Careful consideration has been given to the strengths and weaknesses of the three approaches to value discussed above. In recognition of the purpose of this appraisal, we have given primary weight to the value indicated by the income capitalization approach and made some subjective adjustments based on the replacement cost estimate, the sales comparison approach, and our extensive experience in the hospitality industry. It is our opinion that the market value of the fee simple interest in the St. Petersburg Bayfront Hilton , as of January 1, 1997, is:

                                   $14,300,000

                 FOURTEEN MILLION THREE HUNDRED THOUSAND DOLLARS

The estimate of market value includes the land, the improvements, and the furniture, fixtures, and equipment. The appraisal assumes that the hotel is open and operational.

This value estimate equates to roundly $43,000 per room, which is well supported by market sales and approximately 0.7% higher than the value indicated by the income capitalization approach. The estimate of value assumes either the availability of third-party financing or the willingness and capability of the seller to take back purchase-money financing so that a buyer can obtain the level of debt set forth in the Income Capitalization Approach section of this appraisal.

Marketing Period

Our estimate of market value assumes a marketing period of six to nine months. Under normal economic conditions, hotels are transferred within this time frame.

Personal Property

In accordance with the appraisal standards set forth by the Office of the Comptroller of the Currency, it is necessary for bank appraisals to identify and value any personal property, fixtures, or intangible items that are included in the appraisal and discuss their impact on the overall estimate of market value. A hotel's income-generating ability depends on a suitable inventory of furniture, fixtures, and equipment. Removal of these items can decrease the property value by as much as the cost to replace the inventory plus the loss of income incurred while the hotel cannot function.

HVS International, Mineola, New York    Reconciliation of Value Indications  153
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A hotel's personal property consists of a wide variety of components, including bedroom furnishings, bathroom fixtures, restaurant and kitchen equipment, front office and accounting computers, exterior signs, and similar items. Our inspection of the St. Petersburg Bayfront Hilton indicates that the personal property and fixtures are in good condition.

Based on an annual construction cost survey conducted by HVS International, we estimate the total replacement cost of the subject property's furniture, fixtures, and equipment at $12,000 per available room. Assuming an average useful life of ten years and an effective age of six years, the value of the furniture, fixtures, and equipment currently in place is approximately $4,800 per room, or a total of $1,598,000. Because furniture, fixtures, and equipment are essential to a hotel's income-generating ability and are seldom removed from the property or sold separately, the separation of the personal property component from the real property is not particularly meaningful.

HVS International, Mineola, New York     Statement of Assumptions and
                                         Limiting Conditions                 154
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================================================================================
14. Statement of Assumptions and Limiting Conditions

1.    This report is to be used in whole and not in part.

2. No responsibility is assumed for matters of a legal nature, nor do we render any opinion as to title, which is assumed to be marketable and free of any deed restrictions and easements. The property is valued as though free and clear unless otherwise stated.

3. We assume that there are no hidden or unapparent conditions of the sub-soil or structures, such as underground storage tanks, that would render the property more or less valuable. No responsibility is assumed for these conditions or for any engineering that may be required to discover them.

4. We have not considered the presence of potentially hazardous materials such as asbestos, urea formaldehyde foam insulation, PCBs, any form of toxic waste, polychlorinated biphengyls, pesticides, or lead-based paints. The appraisers are not qualified to detect hazardous substances, and we urge the client to retain an expert in this field if desired.

5. The Americans with Disabilities Act (ADA) became effective on January 26, 1992. We have conducted no specific compliance survey to determine whether the subject property is operating in accordance with the various detailed requirements of the ADA. It is possible that the property does not conform to the requirements of the act, and this could have an unfavorable effect on value. Because we have no direct evidence regarding this issue, our estimate of value does not consider possible non-compliance with the ADA.

6. We have made no survey of the property, and we assume no responsibility in connection with such matters. Sketches, photographs, maps, and other exhibits are included to assist the reader in visualizing the property. It is assumed that the use of the land and improvements is

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                                         Limiting Conditions                 155
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      within the boundaries of the property described, and that there is no encroachment or trespass unless noted.

7. All information, financial operating statements, estimates, and opinions obtained from parties not employed by HVS International are assumed to be true and correct. We can assume no liability resulting from misinformation.

8. Unless noted, we assume that there are no encroachments, zoning violations, or building violations encumbering the subject property.

9. The property is assumed to be in full compliance with all applicable federal, state, local, and private codes, laws, consents, licenses, and regulations (including a liquor license where appropriate), and that all licenses, permits, certificates, franchises, and so forth can be freely renewed or transferred to a purchaser.

10. All mortgages, liens, encumbrances, leases, and servitudes have been disregarded unless specified otherwise.

11. None of this material may be reproduced in any form without our written permission, and the report cannot be disseminated to the public through advertising, public relations, news, sales, or other media.

12. We are not required to testify or appear in court by reason of this analysis without previous arrangements, and only when our standard per diem fees and travel costs are paid prior to the appearance.

13. If the reader is making a fiduciary or individual investment decision and has any questions concerning the material presented in this report, it is recommended that the reader contact us.

14. We take no responsibility for any events or circumstances that take place subsequent to either the date of value or the date of our field inspection, whichever occurs first.

15. The quality of a lodging facility's on-site management has a direct effect on a property's economic viability and value. The financial forecasts presented in this analysis assume responsible ownership and competent management. Any departure from this assumption may have a significant impact on the projected operating results and the value estimate.

16. The estimated operating results presented in this report are based on an evaluation of the overall economy, and neither take into account nor

HVS International, Mineola, New York     Statement of Assumptions and
                                         Limiting Conditions                 156
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      make provision for the effect of any sharp rise or decline in local or national economic conditions. To the extent that wages and other operating expenses may advance during the economic life of the property, we expect that the prices of rooms, food, beverages, and services will be adjusted to at least offset those advances. We do not warrant that the estimates will be attained, but they have been prepared on the basis of information obtained during the course of this study and are intended to reflect the expectations of a typical hotel buyer.

17. This analysis assumes continuation of all Internal Revenue Service tax code provisions as stated or interpreted on either the date of value or the date of our field inspection, whichever occurs first.

18. Many of the figures presented in this report were generated using sophisticated computer models that make calculations based on numbers carried out to three or more decimal places. In the interest of simplicity, most numbers have been rounded to the nearest tenth of a percent. Thus, these figures may be subject to small rounding errors.

19. It is agreed that our liability to the client is limited to the amount of the fee paid as liquidated damages. Our responsibility is limited to the client, and use of this report by third parties shall be solely at the risk of the client and/or third parties. The use of this report is also subject to the terms and conditions set forth in our engagement letter with the client.

20. Appraising hotels is both a science and an art. Although this analysis employs various mathematical calculations to provide value indications, the final estimate is subjective and may be influenced by our experience and other factors not specifically set forth in this report.

21. Any distribution of the total value between the land and improvements or between partial ownership interests applies only under the stated use. Moreover, separate allocations between components are not valid if this report is used in conjunction with any other analysis.

22. This study was prepared by Hospitality Valuation Services, a division of Hotel Consulting Services, Inc. All opinions, recommendations, and conclusions expressed during the course of this assignment are rendered by the staff of Hotel Consulting Services, Inc. as employees, rather than as individuals.

HVS International, Mineola, New York                          Certification  157
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================================================================================
15. Certification

We, the undersigned appraisers, hereby certify:

1. that the statements and opinions presented in this report, subject to the limiting conditions set forth, are correct to the best of our knowledge and belief;

2. that Catherine M. Tam personally inspected the property described in this report; Anne R. Lloyd-Jones and Stephen Rushmore participated in the analysis and reviewed the findings, but did not personally inspect the property;

3. that we have no current or contemplated interests in the real estate that is the subject of this report;

4. that we have no personal interest or bias with respect to the subject matter of this report or the parties involved;

5. that this report sets forth all of the limiting conditions (imposed by the terms of this assignment) affecting the analyses, opinions, and conclusions presented herein;

6. that the fee paid for the preparation of this report is not contingent upon our conclusions;

7. that this report has been prepared in accordance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute;

8. that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives;

9. that this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (as adopted by the Appraisal Foundation);

HVS International, Mineola, New York                          Certification  158
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10. that no one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report;

11. that as of the date of this report, Stephen Rushmore has completed the requirements of the continuing education program of the Appraisal Institute;

12. that this appraisal is not based on a requested minimum value, a specific value, or the approval of a loan.


                                        /s/ Catherine M. Tam
                                        ------------------------------------
                                        Catherine M. Tam
                                        Consulting and Valuation Analyst
                                        Hotel Consulting Services, Inc.


                                        /s/ Anne R. Lloyd-Jones
                                        ------------------------------------
                                        Anne R. Lloyd-Jones, CRE
                                        Senior Vice President
                                        Hotel Consulting Services, Inc.


                                        /s/ Stephen Rushmore
                                        ------------------------------------
                                        Stephen Rushmore, CRE, MAI, CHA
                                        President
                                        Hotel Consulting Services, Inc.

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

                          View of the Subject Property

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                               [GRAPHIC OMITTED]

                  View of the Subject Property's main entrance

                               [GRAPHIC OMITTED]

                  View of the Subject Property's grand ballroom

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

                             Charmene's Restaurant

HVS International, Mineola, New York              Photographs of the Competition
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                               [GRAPHIC OMITTED]

                            The Heritage Holiday Inn

                               [GRAPHIC OMITTED]

                          The Renaissance Vinoy Hotel

                           L A W Y E R S    T I T L E
                   I N S U R A N C E     C O R P O R A T I O N

                   N A T I O N A L     H E A D Q U A R T E R S
                       R I C H M 0 N D,    V I R G I N I A

                               Schedule "A" Lands
TRACT A:

Lots 9 through 16, inclusive, and the South 30 feet of Lots 1 through 8, inclusive, Block 57, REVISED MAP OF THE CITY OF ST. PETERSBURG, as recorded in Plat Book 1, page 49, public records of Hillsborough County, Florida, of which Pinellas County was formerly a part; together with the vacated East/West alley in said Block 57, said tract being more particularly described as follows:

From a point of beginning at the Southwest corner of Block 57, REVISED MAP OF THE CITY OF ST. PETERSBURG, as recorded in Plat Book 1, page 49, public records of Hillsborough County, Florida, of which Pinellas County was formerly a part; run North 250.00 feet along the West boundary of said Block 57; thence North 89(Degree)58'4l" East, 400.47 feet to the East boundary of said Block 57; thence South 0(Degree)01'07" East, 250.00 feet to the Southeast corner of said Block 57; thence South 89(Degree)58'4l" West, 400.55 feet to the point of beginning.

TRACT B:

Lots 1 through 8, inclusive, LESS the South 30 feet thereof, Block 57, REVISED MAP OF THE CITY OF ST. PETERSBURG, as recorded in Plat Book 1, page 49, public records of Hillsborough County, Florida, of which Pinellas County was formerly a party; together with the South 90 feet of vacated 3rd Avenue South, lying North of said Block 57. Said tract being more particularly described as follows:

From the Southwest corner of Block 57, REVISED MAP OF THE CITY OF ST. PETERSBURG, as recorded in Plat Book 1, page 49, public records of Hillsborough County, Florida, of which Pinellas County was formerly a part; run North 250.00 feet along the West boundary of said Block 57 to the point of beginning; thence continue North 260.00 feet along said West boundary of Block 57 and its Northerly extension; thence North 89(Degree)58'4l" East, 400.38 feet to the East boundary of said Block 57, extended Northerly; thence South 0(Degree)0l'07" East, 260.00 feet along said Northerly extension and the East boundary of Block 57; thence South 89(Degree)58'41" West, 400.47 feet to the point of beginning.

                                                           Commitment No.9401697

HVS International, Mineola, New York                   Synopsis of Franchise and
                                                       License Agreements
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Synopsis of Franchise and License Agreements

Date:                September 1, 1995

Licensor:            Hilton Inns, Inc.

Licensee:            St. Petersburg Florida Hotel Limited Partnership

Premises:            St. Petersburg Bayfront Hilton, St. Petersburg, Florida

Term:                Ten years

Renewal:             None stated

Fees: Licensee shall pay a monthly percentage fee for each fractional or full calendar month in the amount of 3% of gross room sales from September 1, 1995 through August 31, 1997; thereafter, for the remaining term of the agreement, the fee is 5% of gross room sales.

                     Licensee shall also pay a monthly advertising fee for each fractional of full calendar month in the amount of 1% of gross room sales.

Licensor Services:   Operation review; inspections; Hilton Reservation Service;
                     regional and national directories; operating manuals;
                     infringement protection; purchase and lease arrangements;
                     technical assistance; central purchasing services;
                     advertising and promotion

Licensee
  Obligations:       Operate hotel as a system hotel; use only the Hilton name
                     and "H" service mark; operate, furnish, maintain, and equip hotel in a first-class manner; refer guests and customers, wherever possible, only to other system hotels; honor all nationally recognized credit cards and credit vouchers generally honored at other system hotels; feature the name
                     Hilton where appropriate, including the hotel's exterior;
                     advertise in a first-class manner; identify itself and any other management company to all persons; indemnify, defend, and save licensor; deliver monthly, quarterly, and annual operating statements

Termination:         By default by either party

HVS International, Mineola, New York         Simultaneous Valuation Formula    1
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The Simultaneous Valuation Formula as Used in the Valuation of the Subject Property

The algebraic equation known as the simultaneous valuation formula, which solves for the total property value using a ten-year mortgage and equity technique, was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of Hospitality Valuation Services. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(1)

The process of solving for the value of the mortgage and equity components begins by deducting the annual debt service from the projected income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value using the terminal capitalization rate. The equity residual, which is the total reversionary value less the mortgage balance at that point in time and less any brokerage and legal costs associated with the sale, is discounted to the date of value at the equity yield rate. The net income to equity for each projection year is also discounted back to the date of value. The sum of these discounted values equals the value of the equity component. Because the equity component comprises a specific percentage of the total value, the value of the mortgage and the total property can be computed easily. This process can be expressed in two algebraic equations that set forth the mathematic relationships between the known and unknown variables using the following symbols.


(1) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

HVS International, Mineola, New York         Simultaneous Valuation Formula    2
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NI      =    Net income available for debt service

V       =    Value

M       =    Loan-to-value ratio

f       =    Annual debt service constant

n       =    Number of years in the projection period

d(e)    =    Annual cash available to equity

d(r)    =    Residual equity value

b       =    Brokerage and legal cost percentage

P       =    Fraction of the loan paid off during the projection period

f(p)    =    Annual constant required to amortize the entire loan during the projection period

R(r)    =    Overall terminal capitalization rate applied to net income to calculate the total property reversion (sales price at the end of the projection period)

1/S^n   =    Present worth of a $1 factor (discount factor) at the equity yield rate

Using these symbols, the following formulas can be used to express some of the components of this mortgage and equity valuation process.

Debt Service - A property's debt service is calculated by first determining the mortgage amount that equals the total value (V) multiplied by the loan-to-value ratio (M). Debt service is derived by multiplying the mortgage amount by the annual debt service constant (f). The following formula represents debt service.

                            f x M x V = Debt Service

Net Income to Equity (Equity Dividend) - The net income to equity (d(e)) is the property's net income before debt service (NI) less debt service. The following formula represents the net income to equity.

                             NI - (f x M x V) = d(e)

Reversionary Value - The value of the hotel at the end of the tenth year is calculated by dividing the 11th-year net income before debt service (NI^11) by

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the terminal capitalization rate (R(r)). The following formula represents the property's tenth-year reversionary value.

                        (NI^11/R(r)) = Reversionary Value

Brokerage and Legal Costs - When a hotel is sold, certain costs are associated with the transaction. Normally, the broker is paid a commission and the attorney collects legal fees. In the case of hotel transactions, brokerage and legal costs typically range from 1% to 4% of the sales price. Because these expenses reduce the proceeds to the seller, they are usually deducted from the reversionary value in the mortgage and equity valuation process. Brokerage and legal costs (b) expressed as a percentage of reversionary value (NI^11/R(r)) is calculated by application of the following formula.

                     b (NI^11/R(r)) = Brokerage and Legal Costs

Ending Mortgage Balance - The mortgage balance at the end of the tenth year must be deducted from the total reversionary value (debt and equity) in order to determine the equity residual. The formula used to determine the fraction of the loan remaining (expressed as a percentage of the original loan balance) at any point in time (P) takes the annual debt service constant of the loan over the entire amortization period (f) less the mortgage interest rate (i) and divides it by the annual constant required to amortize the entire loan during the ten-year projection period (f(p)) less the mortgage interest rate. The following formula represents the fraction of the loan paid off (P).

                             (f - i)/(f(p) - i) = P

If the fraction of the loan paid off (expressed as a percentage of the initial loan balance) is P, then the remaining loan percentage is expressed as 1 - P. The ending mortgage balance is the fraction of the remaining loan (1 - P) multiplied by the initial loan amount (M x V). The following formula represents the ending mortgage balance.

                                 (1 - P) x M x V

Equity Residual Value - The value of the equity upon the sale at the end of the projection period (d(r)) is the reversionary value less the brokerage and legal costs and the ending mortgage balance. The following formula represents the equity residual value.

            (NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

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Annual Cash Flow to Equity - The annual cash flow to equity consists of the equity dividend for each projection year plus the equity residual at the end of the tenth year. The following formula represents the annual cash flow to equity.

                           NI^1 - (f x M x V) = d(e)^1

                           NI^2 - (f x M x V) = d(e)^2

                          NI^10 - (f x M x V) = d(e)^10

            (NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

Value of the Equity - If the initial mortgage amount is calculated by multiplying the loan-to-value ratio (M) by the property value (V), then the equity value is one minus the loan-to-value ratio multiplied by the property value. The following formula represents the value of the equity.

                                    (1 - M) V

Discounting the Cash Flow to Equity to the Present Value - The cash flow to equity in each projection year is discounted to the present value at the equity yield rate (1/S^n). The sum of these cash flows is the value of the equity (1 -
M) V. The following formula represents the calculation of equity as the sum of the discounted cash flows.

                   (d(e)^1 x 1/S^1) + (d(e)^2 x 1/S^2) + . . .

               + (d(e)^10 x 1/S^10) + (d(r) x 1/S^10) = (1 - M) V

Combining the Equations: Annual Cash Flow to Equity and Discounting the Cash Flow to Equity to the Present Value - The last step is to arrive at one overall equation that shows that the annual cash flow to equity plus the yearly discounting to the present value equals the value of the equity.

         ((NI^1 - (f x M x V)) 1/S^1) + ((NI^2 - (f x M x V)) 1/S2^) + . . .

                        ((NI^10 - (f x M x V)) 1/S^10) +

    (((NI^11/R(r)) - (b (NI^11/R(r))) - ((1 - P) x M x V)) 1/S^10) = (1 -M) V

Because the only unknown in this equation is the property's value (V), it can be solved readily.

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Ten-Year Projection of Income and Expense - Because the fixed and variable forecast of income and expense is carried out only to the stabilized year, it is necessary to continue the projection to the 11th year. In most instances, net income before debt service beyond the stabilized year is projected at an assumed inflation rate. By increasing a property's revenue and expenses at the same rate of inflation, net income remains constant as a percentage of total revenue and the dollar amount escalates at the annual inflation rate. Hotel investors are currently using inflation rates of approximately 3.5% annually. The ten-year forecast of income and expense illustrates the subject property's net income, which is assumed to increase by 3.5% annually subsequent to the hotel's stabilized year of operation.

Solving for Value Using the Simultaneous Valuation Formula - In the case of the subject property, the following known variables have been determined.

================================================================================
Table 1: Summary of Known Variables
--------------------------------------------------------------------------------

      Annual Net Income                                  NI     See Forecast
      Loan-to-Value Ratio                                M         70.0%
      Interest Rate                                      i          9.5%
      Debt Service Constant                              f       0.104844
      Equity Yield                                       Ye        22.0%
      Brokerage and Legal Fees                           b          3.0%
      Annual Constant Required to
          Amortize the Loan in Ten Years                 fp      0.155277
      Terminal Capitalization Rate                       Rr        11.0%

--------------------------------------------------------------------------------

The following table illustrates the present worth of a $1 factor at the 22.0% equity yield rate.

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Table 2: Present Worth of $1 Factor at Equity Yield Rate
--------------------------------------------------------------------------------

                                             Present Worth of $1
                            Year               Factor at 22.0%
                            ------------------------------------
                            1997                  0.819637
                            1998                  0.671805
                            1999                  0.550636
                            2000                  0.451321
                            2001                  0.369920
                            2002                  0.303200
                            2003                  0.248514
                            2004                  0.203691
                            2005                  0.166953
                            2006                  0.136841

--------------------------------------------------------------------------------

Using these known variables, the following intermediary calculations must be made before applying the simultaneous valuation formula. The fraction of the loan paid off during the projection period is calculated as follows.

      P = ( 0.104844 - 0.09) / ( 0.155277 - 0.095) = 0.163306

The annual debt service is calculated as f x M x V.

      ( f x M x V ) = 0.104844 x 0.70 x V = 0.073391 V

Inserting the known variables into the hotel valuation formula produces the following.

                  ( 1,560,000 -  0.073391 V ) x 0.819672 +
                  ( 1,601,000 -  0.073391 V ) x 0.671862 +
                  ( 1,683,000 -  0.073391 V ) x 0.550707 +
                  ( 1,745,000 -  0.073391 V ) x 0.451399 +
                  ( 1,803,000 -  0.073391 V ) x 0.369999 +
                  ( 1,865,000 -  0.073391 V ) x 0.303278 +
                  ( 1,931,000 -  0.073391 V ) x 0.248589 +
                  ( 1,998,000 -  0.073391 V ) x 0.203761 +
                  ( 2,070,000 -  0.073391 V ) x 0.167017 +
                  ( 2,144,000 -  0.073391 V ) x 0.136899 +

          ((( 2,219,000 / 0.110 ) - ( 0.03 x ( 2,219,000 / 0.110 )) -
         (( 1 - 0.163306 ) x 0.70 x V )) x 0.136899 ) = ( 1 - 0.70 ) V

Like terms are combined as follows.


        $9,506,757 - 0.368105 V = (1 - 0.70) V
                     $9,506,757 = 0.66810 V
                              V = $9,506,757  / 0.66810
                              V = $14,229,444

        Value Indicated by the
        Income Capitalization
        Approach  (Say)           $14,229,000

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Catherine M. Tam

Employment

1996 to present     HVS INTERNATIONAL
                    Mineola, New York
                    (Hotel Valuations, Market Studies, Feasibility Reports, and Investment Counseling)

1995                CORNELL UNIVERSITY SCHOOL OF HOTEL ADMINISTRATION
                    Ithaca, New York

1995                RADNOR HOTEL
                    Saint Davids, Pennsylvania

1994 to 1995        STATLER HOTEL Ithaca, New York

1992 to 1993        CORNELL UNIVERSITY Ithaca, New York

Education           BS - School of Hotel Administration, Cornell University

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Anne R. Lloyd-Jones, CRE

Employment

1982 to present            HVS INTERNATIONAL
                           Mineola, New York
                           (Hotel/Motel Valuations, Market Studies,
                           Feasibility Reports, and Investment Counseling)

1981                       FAIRMONT HOTEL
                           Dallas, Texas

1979 - 1980                SAGA FOOD SERVICE
                           SWARTHMORE COLLEGE
                           Swarthmore, Pennsylvania

1977 - 1980                DARANNE CATERERS
                           Swarthmore, Pennsylvania


Professional Affiliations  American Society of Real Estate Counselors -
                             Member (CRE)
                           Appraisal Institute - Candidate for Membership Cornell Society of Hotelmen

Education

                           MPS - School of Hotel Administration,
                             Cornell University

                           BA - Swarthmore College

                           Appraisal Institute
                             Course 1A1 - Real Estate Appraisal Principles Course 1A2 - Basic Valuation Procedures
                             Course 1BA - Capitalization Theory and Techniques,
                                          Part A
                             Course 1BB - Capitalization Theory and Techniques,
                                          Part B
                             Course 2-1 - Case Studies in Real Estate Valuation Course 2-3 - Standards of Professional Practice Course 3-1 - Report Writing

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Corporate and Institutional Clients Served

Ashford Financial Corporation
Chase Manhattan Bank, N. A.
Citibank / Citicorp NA
Credit Lyonnais
Doubletree Hotels
Grand Heritage Hotels
Great Western Bank
Goldman Sachs
Holiday Inns, Inc.
Interstate Hotels
MassMutual
Marriott International / Host Marriott
Morgan Stanley
OCWEN Financial Services
Remington Hotels
Sheraton Hotels
Starwood Capital Group
Starwood Lodging Trust
Winegardner & Hammons
Wyndham Hotel Company


Hotel Chains and Management Companies Appraised or Evaluated

Doubletree Hotels
Compri Hotels
Interstate Hotels
Fairmont Hotels
Guest Quarters
Hilton Hotels Corporation
Omni International Hotels
Ramada Hotel Corp.
Servico Hotel Corp.
Winegardner & Hammons


Appearance as an Expert Witness

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Jefferson City, Missouri
Federal Bankruptcy Court, Columbia, South Carolina
Federal Bankruptcy Court, Houston, Texas
Federal Bankruptcy Court, New York, New York
Federal Bankruptcy Court, San Bernardino, California
Federal Bankruptcy Court, Los Angeles, California
Federal Bankruptcy Court, Charlotte, North Carolina
Federal Bankruptcy Court, Miami, Florida
Federal District Court, Central Division, Salt Lake City, Utah
Iowa District Court, Story County, Iowa
Texas District Court, Harris County, Texas
Federal Bankruptcy Court, Tampa, Florida
Utah District Court, Salt Lake County, Utah
Federal Bankruptcy Court, Newark, New Jersey

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Examples of Hotels Appraised or Evaluated

Arizona
- Wyndham Garden Hotel, Chandler
- Wyndham Garden Hotel - Airport, Phoenix
- Wyndham Garden Hotel - Union Hills, Phoenix
- Canyon Ranch Spa & Fitness Resort, Tucson

Alabama

- Holiday Inn, Birmingham
- Proposed Sheraton, Gulf Shores
- Proposed Inn, Mobile
- Holiday Inn, Sheffield

California
- Industry Hills Sheraton Hotel, City of Industry
- Piccadilly Inn, Fresno
- Proposed Inn at Foss Creek, Healdsburg
- Sunset Towers Hotel, Hollywood
- Proposed La Quinta, Irvine
- Wyndham Garden Hotel, La Jolla
- Days Inn, La Palma
- Proposed Marriott Courtyard, Palm Springs
- Proposed Club Hilton Hotel, Pleasanton
- Center Pointe Development, San Diego
- Holiday Inn-Embarcadero, San Diego
- Holiday Inn-Harbor View, San Diego
- Seven Seas Lodge, San Diego
- Proposed Fountaingrove Inn, Santa Rosa
- Sheraton Round Barn Inn, Santa Rosa
- Wyndham Garden Hotel, Sunnyvale
- Westlake Plaza Hotel, Thousand Oaks
- Proposed Marriott Courtyard, Torrance

Colorado
- Proposed Hotel, Keystone

Connecticut
- Holiday Inn, Milford
- Holiday Inn, New Britain

District of Columbia
- Grand Hotel, Washington
- Wyndham Bristol Hotel, Washington

Florida
- Kon Tiki Village, Kissimmee
- Sheraton Lakeside, Kissimmee
- Holiday Inn, 22nd Street, Miami Beach
- Holiday Inn, 87th Street, Miami Beach
- Holiday Inn, 180th Street, Miami Beach
- Sheraton Resort & Marina, St. Petersburg
- Hilton Hotel, Singer Island
- Royce Hotel, West Palm Beach

Georgia
- Marriott Hotel, Atlanta
- Wyndham Garden Hotel, Atlanta
- Holiday Inn, Brunswick
- Holiday Inn, Jekyll Island
- Mullberry Inn, Savannah
- Royal Savannah Inn, Savannah

Hawaii
- Hobron in Waikiki, Honolulu

Idaho
- Holiday Inn, Boise
- Red Lion Inn, Boise
- Super 8, Boise

Illinois
- Ramada Inn, Bloomington
- Proposed Marriott Courtyard, Glenview
- Wyndham Garden Hotel, Naperville

Indiana
- Holiday Inn, Bloomington
- Inn at the Four Winds, Bloomington
- Ramada Inn, Bloomington
- Hilton Hotel, Fort Wayne
- Airport Hilton Inn, Indianapolis
- Hilton at the Circle, Indianapolis

Iowa
- Holiday Inn, Ames
- Proposed Fairfield Inn, Des Moines

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Examples of Hotels Appraised or Evaluated (continued)

Kentucky
- Proposed Super 8, London
- Proposed Super 8, Radcliff

Louisiana
- Sheraton Inn, Kenner
- Hotel Meridien, New Orleans

Maine
- Proposed Hotel, Old Orchard Beach

Maryland
- Brookshire Hotel, Baltimore
- Lord Baltimore Hotel, Baltimore
- Hyatt Regency, Bethesda

Massachusetts
- Proposed Marriott Courtyard, Andover
- Hyatt Regency, Cambridge
- Proposed Hotel, Franklin
- Sheraton Inn, Hyannis
- Marriott Hotel, Worcester

Michigan
- Bay Valley Inn, Bay City
- Hilton Airport, Detroit
- Westin Renaissance Center, Detroit
- Hotel Pontchartrain, Detroit
- Proposed Embassy Suites, Lansing
- Hilton Inn, Northfield
- Holiday Inn, Saginaw

Minnesota
- Wyndham Garden Hotel, Bloomington
- Marriott Hotel, Minnetonka

Missouri
- Inn at Grand Glaize, Osage Beach
- Bel Air Hilton, St. Louis
- Holiday Inn Riverfront, St. Louis

Nebraska
- Holiday Inn Airport, Lincoln
- Holiday Inn Northeast, Lincoln

Nebraska (continued)
- Marriott Hotel, Omaha
- Ramada Inn, Omaha
- Red Lion Inn, Omaha

Nevada
- Proposed Super 8, Las Vegas

New Jersey
- Ramada Inn, Edison
- Marriott Hotel, Hanover
- Headquarters Plaza, Morristown
- Hyatt Regency, New Brunswick
- Holiday Inn, North Brunswick

New York
- Hilton Hotel, Albany
- Proposed Embassy Suites, Amherst
- Holiday Inn Arena, Binghamton
- Holiday Inn SUNY, Binghamton
- Proposed Hotel, Binghamton
- Proposed Hilton, Brooklyn
- Marriott Hotel, Dewitt
- Metropole Hotel, Flushing
- Midway Hotel, Flushing
- Ramada Inn, Kingston
- Royce Hotel, La Guardia
- Holiday Inn, Latham
- Proposed Crowne Plaza, Manhattan
- Proposed Prince Street Hotel, Manhattan
- Proposed Roslyn Inn, Roslyn
- Proposed Le Richmonde, Rye Brook
- Hilton Hotel, Syracuse
- Hotel Syracuse, Syracuse
- Proposed Hotel, Watertown

North Carolina
- Proposed Inn, Chapel Hill
- Proposed Indep. Center Marriott Hotel,
    Charlotte
- Royce Hotel, Charlotte
- Howard Johnson's North, Charlotte

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Examples of Hotels Appraised or Evaluated (continued)

North Carolina (continued)
- Holiday Inn West, Durham
- Sheraton University Inn, Durham
- Holiday Inn, Fayetteville
- Holiday Inn Downtown, Raleigh

Ohio
- Proposed Hyatt Hotel, Cleveland
- Proposed Marriott Hotel, Cleveland

Oregon
- Holiday Inn Airport, Portland
- Holiday Inn South, Portland

Pennsylvania
- Quality Inn, Allentown
- Holiday Inn, Bensalem
- Proposed Marriott Courtyard, Devon
- Proposed Lafayette Inn, Easton
- Ramada Inn, Erie
- Holiday Inn, Harrisburg
- Marriott Hotel, Harrisburg
- Proposed Super 8, Harrisburg
- Proposed Super 8, Lancaster
- Holiday Inn West, Monroeville
- Days Inn Philadelphia
- Franklin Plaza Hotel, Philadelphia
- Franklin Towne EconoLodge, Philadelphia
- Guest Quarters Hotel, Philadelphia
- Hilton Inn, Northeast, Philadelphia
- Marriott Airport Hotel, Philadelphia
- Holiday Inn Greentree, Pittsburgh
- Holiday Inn Parkway East, Pittsburgh
- Holiday Inn North, Pittsburgh
- Holiday Inn Parkway West, Pittsburgh
- Proposed Hotel, Pittsburgh
- Royce Hotel, Pittsburgh
- Westin William Penn Hotel, Pittsburgh
- Hilton Hotel, Scranton
- Proposed Marriott Courtyard, Valley Forge
- Holiday Inn Meadowlands, Washington
- Ramada Inn, York
- Proposed Super 8, York

Rhode Island
- Proposed Hotel, Providence
- Omni Biltmore Hotel, Providence

South Carolina
- Proposed Charleston Center Hotel, Charleston
- Proposed Cooper River Inn, Charleston
- Howard Johnson's, Spartanburg
- Proposed Middleton Inn and
    Conference Center, Charleston
- Best Western, North Charleston
- Proposed Marriott Courtyard, Columbia
- Fairfield Inn, Florence
- Holiday Inn, Florence
- Fairfield Inn, Greenville
- Proposed Marriott Courtyard, Greenville
- Fairfield Inn, Hilton Head
- Holiday Inn, Hilton Head

Tennessee
- Hampton Inn, Brentwood
- Proposed Marriott Courtyard, Brentwood
- Howard Johnson's, Chattanooga
- Sheraton Hotel, Chattanooga
- Howard Johnson's, Knoxville
- Proposed Capital Mall Convention Center Hotel,
    Nashville
- Clarion Maxwell House, Nashville
- Holiday Inn Briley Parkway, Nashville
- Proposed Marriott Courtyard, Nashville
- Sheraton Music City, Nashville
- Stouffer's Nashville Hotel, Nashville
- Proposed Super 8, Nashville
- Union Station Hotel, Nashville
- Wyndham Garden Hotel, Nashville
- Proposed Super 8, Union City

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Texas
- Proposed Marriott Courtyard, Addison
- Proposed Marriott Courtyard, Arlington
- La Mansion, Austin
- Proposed Marriott Courtyard, Bedford
- Airport Hilton, El Paso
- Hotel Meridien, Houston
- Sheraton Hotel, Houston
- Proposed Marriott Courtyard, Las Colinas
- Proposed Marriott Courtyard, North Dallas
- La Mansion Del Norte, San Antonio
- La Mansion Del Rio, San Antonio
- Proposed Marriott Courtyard, San Antonio
- Proposed Marriott Courtyard - Medical Center,
    San Antonio

Utah
- Deer Valley Resort, Park City
- Hilton Inn, Salt Lake City
- Holiday Inn, Salt Lake City
- Sheraton Hotel, Salt Lake City

Virginia
- Mountain Lake Hotel, Blacksburg
- Howard Johnson's, Bristol
- Boars Head Inn, Charlottesville
- Proposed Fairfield Inn, Hampton
- Proposed Embassy Suites, Herndon
- Ramada Renaissance, Herndon
- Proposed Marriott Courtyard, Manassas
- Omni Hotel, Norfolk

Virginia (continued)
- Proposed Marriott, Norfolk
- Howard Johnson's, Richmond
- Howard Johnson's, Roanoke
- Howard Johnson's, Roanoke Rapids
- Wyndham Hotel, Williamsburg

Washington
- Wyndham Garden Hotel, Bothell
- Redmond Hotel, Redmond
- Wyndham Garden Hotel, SeaTac

West Virginia
Proposed Budget Motel, Princeton

Wisconsin
- Proposed Granada Royale, Green Bay
- Holiday Inn-Downtown, Green Bay

Canada
- Inn on the Park, Toronto

Puerto Rico
- Carib Inn, San Juan

Virgin Islands
- Virgin Grand Beach Hotel, St. Thomas

Jamaica
- Holiday Inn, Montego Bay

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Stephen Rushmore, CRE, MAI, CHA

Employment
1980 to present

                     HVS INTERNATIONAL
                     Mineola, New York
                     (Hotel/Motel Valuations, Market Studies,
                     Feasibility Reports, and Investment Counseling)
1977 - 1980
1971 - 1974

                     HELMSLEY-SPEAR HOSPITALITY SERVICES, INC.
                     New York, New York
                     (Real Estate)
1974 - 1977

                     JAMES E. GIBBONS ASSOCIATES
                     Garden City, New York
                     (Mortgage Banking, Appraisals, Hotel Operations)
Affiliated
Ownership Interests

                     HVS INTERNATIONAL (SAN FRANCISCO, CALIFORNIA)
                     West coast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (MIAMI, FLORIDA)
                     Southeast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (BOULDER, COLORADO)
                     Midwest office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (VANCOUVER, CANADA)
                     Canadian office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (LONDON, ENGLAND)
                     European office for hotel/motel appraisals and counseling

                     HVS - EXECUTIVE SEARCH
                     Hotel/motel executive search and human resource consulting

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                                                    Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     HVS - ECO SERVICES
                     Environmental consulting for hotels and motels; administrator of the ECOTEL designation

                     HOSPITALITY EQUITY INVESTORS, INC.
                     Hotel and motel investment and management company

                     TRUMBULL MARRIOTT HOTEL
                     General partner of a 324-room hotel and conference center

                     PRINCETON HOTEL ASSOCIATES
                     General partner of a 128-unit Residence Inn in Princeton, New Jersey

                     SEAVIEW GOLF RESORT ASSOCIATES
                     General partner of a 298-unit, 424-acre Marriott resort in Absecon, New Jersey

                     SHELTON HOTEL ASSOCIATES
                     General partner of a 96-unit Residence Inn in Shelton, Connecticut

                     DANBURY HOTEL ASSOCIATES
                     General partner of a 243-unit Hilton Hotel in Danbury, Connecticut

                     PRUDENTIAL - HEI JOINT VENTURE
                     Joint venture partner with Prudential Insurance Company of America on a 234-unit Embassy Suites in Atlanta, Georgia

                     WESTPORT NORFOLK ASSOCIATES
                     General partner of a 425-unit Omni Hotel in Norfolk,
                     Virginia

                     WESTPORT BWI, LLC
                     General partner of a 310-unit Marriott Hotel in Baltimore, Maryland

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     WESTPORT RARITAN, LLC
                     General partner of a 274-unit Crowne Plaza Hotel in Raritan, New Jersey

                     WESTPORT NOVI, LLC
                     General partner of a 193-unit Hilton Hotel in Novi,
                     Michigan

                     WESTPORT LONG BEACH, LLC
                     General Partner of a 460-unit Sheraton Hotel in Long Beach, California

                     WESTPORT PARK RIDGE, LLC
                     General Partner of a 265-unit hotel and conference center in Valley Forge, Pennsylvania

                     WESTPORT CHARLESTON, LLC
                     General Partner of a 295-unit Hilton Hotel in Charleston, South Carolina

                     HOSPITALITY VALUATION SOFTWARE, INC.
                     Founder of software company that develops and distributes hotel financial analysis software

Hotels Managed

                     Sheraton Hotel, Smithtown, New York
                     Marriott Hotel, Baltimore Airport, Maryland
                     Hilton Hotel, Danbury, Connecticut
                     Residence Inn, Princeton, New Jersey
                     Embassy Suites, Atlanta Airport, Georgia
                     Omni Hotel, Norfolk, Virginia
                     Crowne Plaza, Raritan, New Jersey
                     Hilton Hotel, Novi, Michigan
                     Sheraton Hotel, Long Beach, California
                     Hilton Hotel, Charleston, South Carolina
                     Park Ridge Hotel and Conference Center, Valley Forge, Pennsylvania
                     Hilton Hotel, Wilmington, Delaware

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Professional Affiliations

                     American Society of Real Estate Counselors - Member (CRE)
                     - Board of Governors

                     Appraisal Institute - Member (MAI) (SREA)
                     - Developer and Instructor, Hotel Investment and Valuation Seminar
                     - Developer and Instructor, Hotel Computer Valuation
                     Seminar

                     American Hotel and Motel Association
                     - Certified Hotel Administrator (CHA)
                     - Industry Real Estate Financing Advisory Council (IREFAC)

                     International Society of Hospitality Consultants - Member
                     (ISHC)

                     New York University - Adjunct Assistant Professor of Nutrition, Food and Hotel Management

                     Michigan State University - Honorary Faculty, Honorary Alumnus

                     Certified General Appraiser - Arizona, Colorado, Connecticut, Delaware, District of Columbia, Georgia, Illinois, Massachusetts, Michigan, Minnesota, Nebraska, New Jersey, New York, Oregon, Pennsylvania, South Carolina, Tennessee, Utah, Virginia

                     Licensed Real Estate Broker - New York, Pennsylvania

                     Board of Advisers
                     - Real Estate Finance Journal
                     - Real Estate Workouts & Asset Management

                     American Arbitration Association - National Real Estate Valuation Council

                     Cornell Society of Hotelmen

                     New York University Masters in Hospitality Management - Advisory Board

                     New York University Hospitality Investment Conference - Board of Advisors

                     Beta Gamma Sigma - National Honor Society in Business and Management

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Endowment

                     Hospitality Valuation Services Professor of Hotel Finance and Real Estate
                     - School of Hotel Administration, Cornell University (currently held by Professor James J. Eyster)

Education

                     BS - School of Hotel Administration, Cornell University

                     MBA - Graduate School of Business Administration (Finance), University of Buffalo

                     Candidate for PhD - School of Education, Department of Food Service Management, New York University

Partial List of Teaching and Lecture Assignments

                     Cornell University - Computer Valuation Techniques Michigan State University - Hotel Management Contracts University of North Carolina - Hotel Market Studies University of Virginia - Assessing Hotels
                     American Arbitration Association - Real Estate Arbitration American Hotel and Motel Association - Hotel Obsolescence Appraisal Institute - Hotel Valuation (over 50 seminars) International Association of Assessing Officers - Hotel Valuation
                     Montreal Appraisal Society - Total Project Analysis Society of Real Estate Appraisers - Lease Seminar Lodging Hospitality - Lodging Summit

Published Books
and Seminars

Textbooks
                     The Valuation of Hotels and Motels,
                     Appraisal Institute, Chicago, Illinois, 1978

                     Hotels, Motels and Restaurants: Valuations and Market Studies,
                     Appraisal Institute, Chicago, Illinois, 1983

                     How to Perform an Economic Feasibility Study of a Proposed Hotel/Motel,
                     American Society of Real Estate Counselors, Chicago, Illinois, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Books and Seminars (continued)

Textbooks (continued)

                     Hotel Investments: A Guide for Owners and Lenders, Warren, Gorham and Lamont, Inc., New York, New York, 1990

                     The Computerized Income Approach to Hotel Market Studies and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1990

                     Hotel Investments: A Guide for Owners and Lenders, 1992 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotel Investments: A Guide for Owners and Lenders, 1993 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1992

Student Manuals

                     The Valuation of Lease Interests,
                     Society of Real Estate Appraisers, Chicago, Illinois, 1976

                     Hotel-Motel Valuation Seminar,
                     Appraisal Institute, Chicago, Illinois, 1981, 1988, 1990

                     The Computerized Approach to Hotel Market Studies and Valuations Seminar,
                     Appraisal Institute, Chicago, Illinois, 1991

Demonstration Appraisal

                     Demonstration Appraisal of a Proposed Hotel, Spring Valley, New York, Hospitality Valuation Services, Mineola,
                     New York, 1983, 1990

Chapters

                     The Real Estate Handbook-Second Edition, Dow Jones-Irwin, 1989, "Hotels and Motels"

                     Arbitration of Real Estate Valuation Principles, American Arbitration Association, 1987, "Arbitration in the Hospitality Industry"

                     Ethics in Hospitality Management: A Book of Readings, Educational Institute of the American Hotel and Motel Association, 1992, "Ethics in Hotel Appraising"

                     The Lodging and Food Service Industry, Educational Institute of the American Hotel and Motel Association, 1993, "Insider's Insights"

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles

The Appraisal Journal

                     "Using Total Project Analysis to Compete for Investment
                      Capital," October, 1975
                     "The Appraisal of Food Service Facilities," July, 1980 "Publish and Prosper," October, 1980
                     "Valuation of Hotels and Motels for Assessment Purposes,"
                      April, 1984
                     "Adjusting Comparable Sales for Hotel Assessment Appeals,"
                      July, 1986
                     "Hotel Business Value and Working Capital: A
                      Clarification," January, 1987
                     "Ethics in Hotel Appraising," July, 1993

The Appraiser

                     "Hotel-Motel  Appraisal  Misconceptions  Set  Straight,"
                      January, 1979
                     "No Conventional Financing Available for Hotels: Rushmore,"
                      December, 1979
                     "Estimating Hotel Land Values Using Comparable Ground
                      Leases," April, 1980

Bulletin of the
Cornell Society of
Hotelmen

                     "Employment Philosophy for a Consulting Practice," July,
                      1984

Business Travel News

                     "A Snapshot of a Classic Recovery," July, 1995

The Canadian Appraiser

                     "Hotel/Motel Market Sales Update," Summer, 1987

Capital Sources for Real Estate

                     "Stephen  Rushmore  Discusses the Future of the Lodging
                      Industry," December, 1994

Cayuga Advisor

                     "Secrets to Success in Consulting," October, 1992

Chapter News and Notes

                     "Quantifying a Hotel's Business Value," November, 1979

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles
(continued)

Cornell Hotel &
Restaurant
Administration
Quarterly

                     "A Preliminary Market Study," November, 1974
                     "How Much is Your Place Worth  Today?  A Case Study in
                      Hotel - Motel Valuation," May, 1975
                     "What Can Be Done About Your Hotel's Real Estate Taxes?"
                      May, 1977
                     "The Appraisal of Lodging Facilities," August, 1978
                     "The Appraisal of Food Service Facilities," February,
                      1979
                     "The Appraisal of Lodging Facilities - Update," November,
                      1984
                     "Hotel Sales Prices Down More Than 12%," May, 1991
                     "Seven Current Hotel Valuation Techniques," August, 1992 "The Valuation of Distressed Hotels," October, 1992
                     "Hotel Lending in the 1990's: Amateurs Beware,"
                      December, 1994
                     "Investment Values of Lodging Property: Modeling the
                      Effects of Income Taxes and Alternative Lender Criteria," December, 1995

FCI Spec Sheet

                     "Employment  Philosophy  for  a  Consulting  Practice,"
                      September, 1984

Florida Hotel & Motel Journal

                     "Rushmore Reports Rising Hotel Prices," February, 1995

Hotel and Motel Management

                     "Average Rate vs. Project Cost," May 1, 1974
                     "How to Increase the Marketability of Your Motel," April,
                      1981
                     "Tougher Lending, Lower Room Rate Hikes On Way?" June, 1981 "What is That Mortgage Loan Going to Cost You?" August,
                      1981
                     "How to Perform a Study of Your Property's Market,"
                      October, 1981
                     "How do High Interest Rates Affect Your Motel's Value?"
                      December, 1981
                     "How to Buy a Feasibility  Study That Works for You,"
                      February, 1982
                     "Settling Lease Conflicts  Quickly Through  Arbitration,"
                      April, 1982

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Hotel and Motel Management (continued)

                     "Are Casino Hotels Really Worth $500,000 Per Room?" June,
                      1982
                     "Discount Rates and Internal Rate of Return," August,
                      1982
                     "Determining a Property's Extended Life Cycle,"
                      November, 1982
                     "Using Microcomputers for Forecasting," December, 1982 "Update on Hotel Development Costs," January, 1983 "Estimating a Site's Worth by Finding Its Profit Value,"
                      June, 1983
                     "Hotel Construction May Be Slowing Down a Little Bit,"
                      April, 1983
                     "The Investor's Risk Sways to Prevailing Economic Winds,"
                      August, 1983
                     "Is Your Property Tax at as Low a Level as it Should Be?"
                      October, 1983
                     "The Ultimate Guest Room: Could it Ever Exist Anywhere?"
                      December, 1983

Hotel-Motor Inn Journal

                     A Preventive Maintenance System for Motels," March, 1975

Hotel Valuation Journal

                     "Hotel Valuation Index Peaks During 1989," Fall, 1990 "Hotel Development Costs," Winter, 1991
                     "Hotel Valuation Index for 1990," Spring, 1991
                     "Bad Year for Hotel Sales Prices Confirmed," Spring, 1992 "Hotel Sales Prices on the Rise," Fall, 1994
                     "United States Hotel Values Climb," Spring/Summer, 1995 "It's Time for Franchise Reform," Fall, 1995

Institutions/
Volume Feeding

                     "Greater Risk/Greater Profit Potential:  Hotel Management
                      Contract," May, 1973

Lodging Hospitality

                     "How to Finance Renovation Projects," January, 1974 "Controlling Your Real Estate Taxes," July, 1978 "Putting Together a Sound Financial Package," December,
                      1978
                     "Favorable Outlook for Lodging Values," December, 1983 "Are Your Property Taxes Too High? (Part I and II)," May
                      and June, 1984

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Hotel Development Costs," July, 1984
                     "The Right Management Contract for You," September, 1984 "Selecting the Firm to Prepare Your Feasibility
                      Study," October, 1984
                     "A Quick How-To In Hotel Valuation," November, 1984 "Updating Lodging Interest Rates," December, 1984
                     "Is Your Guest Experience Up to Par?" January, 1985
                     "How to Perform a Breakeven Analysis," May, 1985 "Evaluating Operating Performance," June, 1985
                     "Hotel Lenders Toughen Underwriting Requirements," July,
                      1985
                     "Don't Forget the Pre-Opening Agreement," August, 1985 "Management Companies Should Participate in Financing,"
                      October, 1985
                     "Current Techniques for Valuing Hotel Land," November, 1985 "Hotel Development Costs," December, 1985
                     "Sourcing Debt Into the 1990's," January, 1986
                     "Hotel Valuation Thumb Rule," February, 1986
                     "Value in Use Versus Value in Exchange," March, 1986 "Stretching Feasibility," April, 1986
                     "The Management Question," May, 1986
                     "How to Commission a Feasibility Study," June, 1986
                     "Macro Trends Affecting Property Values," July, 1986 "Hotel-Motel Market Sales Update," August, 1986
                     "Financing Alternatives: Zero Coupon Mortgages," September,
                      1986
                     "Forecasting Lodging Energy Costs," October, 1986 "Portfolio Financing a Better Way," November, 1986
                     "Profit by Looking at History," December, 1986
                     "Why New York Isn't Overbuilt," February, 1987
                     "How to Discourage Hotel Overbuilding: A Case Study,"
                      April, 1987
                     "Structuring an Incentive Management Fee," June, 1987

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Franchising Questions and Answers," July, 1987 "Comparing Hotel Development Costs," August, 1987 "Understanding Economic Life," September, 1987
                     "Prices Rise for Lodging Properties," October, 1987 "Management Companies Are Key to Success," November, 1987 "Evaluating a Management Contract Fee Structure,"
                      December, 1987
                     "Check Profits Before Selecting Hotel Operator," January,
                      1988
                     "It's a Good Time to Review Your Taxes," February, 1988 "How to Use a Management Company Rating System," March,
                      1988
                     "Make Sure Management Contracts Contain These Terms,"
                      April, 1988
                     "Hotel Access and Visibility," May, 1988
                     "Chain Sale Strategies," July, 1988
                     "Evaluating a Hotel Franchise," August, 1988
                     "Evaluating Franchise Fees," September, 1988
                     "Opportunities in Economy Lodging," October, 1988
                     "How to Obtain a Hotel Mortgage," November, 1988 "Arbitration in the Hospitality Industry," December, 1988 "Lodging Development Cost Update," January, 1989 "Amenities as Profit Builders," February, 1989
                     "Hotel Values Mirror the Times," March, 1989
                     "Forecasting Revenue and Expenses," April, 1989
                     "Real Estate Jargon Made Simple," May, 1989
                     "Pricing a Management Contract," June, 1989
                     "Trends in Valuation," July, 1989
                     "Rescuing the Distressed Hotel," August, 1989
                     "Shielding Against Incompetence," September, 1989
                     "Hotel Valuation Revisited," October, 1989
                     "New Breed of Hard Budgets," November, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Figuring Cap Rates," December, 1989
                     "A Glance Backward," January, 1990
                     "Costs Creeping Up," February, 1990
                     "Valuing Distressed Properties," March, 1990
                     "Cap and Discount Rates," April, 1990
                     "An Open Letter," May, 1990
                     "Misconceptions About Appraisals," June, 1990
                     "Hotel Values Still Growing," July, 1990
                     "Hotel Renovation is Key to `90s," August, 1990 "Time Right for Hotel Leases," September, 1990 "Getting a Fix on Rates," October, 1990
                     "The Wrinkles of Class," November, 1990
                     "A Glance Backward," December, 1990
                     "The Price Dropoff," January, 1991
                     "The Cost Washout," February, 1991
                     "Survival of the Fittest," March, 1991
                     "Looking Out and Up," April, 1991
                     "The Bottom is in Sight," May, 1991
                     "The Pitfalls of Liquidation," June, 1991
                     "Extra! Extra! Hospitality News," July, 1991
                     "The Art of Hotel Renovation," August, 1991
                     "No Better Time for a Tax Review," September, 1991 "No Time for Passivity," October, 1991
                     "What a Franchise Really Costs," November, 1991
                     "In Case You Hadn't Heard," January, 1992
                     "Negotiation - The Name of the Game," February, 1992 "Now Could be the Time to Build," March, 1992
                     "The Well May Stay Dry," April, 1992

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Hotel Life Expectancy," May, 1992
                     "Hotel Values - What a Downer," June, 1992
                     "How to Make Money Now," July, 1992
                     "Hotel Chain Class Survey," August, 1992
                     "Budget Dining with Rushmore," September, 1992 "Bookings Up, Rates Will Follow," October, 1992 "Hospitality Master's Good Preparation," November,
                      1992
                     "What's New on the Job Front?" January, 1993
                     "Where Have All the Hotels Gone?" February, 1993 "Hotel Building Costs Continue to Fall," March, 1993 "Hotel Values Head Upward," April, 1993
                     "The Rise and Fall of Trophy Hotels," May, 1993 "Hotel Sales and Prices Rebound," June, 1993
                     "Third Parties Loosening Purse Strings," July, 1993 "Beyond Recycling: The Ecotel," August, 1993
                     "Time to Reduce Property Taxes," September, 1993 "Lodging: The Way I See It," October, 1993
                     "Choosing an Appraiser," November, 1993
                     "Who Needs an Asset Manager?" January, 1994
                     "Investing by the Numbers," February, 1994
                     "Fire Your Staff and Lease Them Back," March, 1994 "Published Rates Hint at Recovery," April, 1994
                     "Now is the Time to Start Building," May, 1994 "Hotel Values Heading Up," June, 1994
                     "Farewell, Friend," July, 1994
                     "Sales Prices Creeping Up," August, 1994
                     "Selecting Green Hotel Supplies," September, 1994 "Don't Write Off Full-Service Hotels," October,
                      1994

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Lodging REIT's Are on the Rise," November, 1994 "Going Back to the Future," January, 1995
                     "How much do Managers Make?" March, 1995
                     "Lodging Transactions Soared in '94," April, 1995 "Hotel Development Costs on the Rise," May, 1995 "Hotel Values up Significantly," June, 1995
                     "What a Franchise Costs over the Long Term," July,
                      1995
                     "Road Food Part II," August, 1995
                     "It's Time for Franchise Reform," September, 1995 "Extended Stay May Not Extend Your Profits,"
                      October, 1995
                     "The Year as I See It," November, 1995
                     "Cap Rate 101," January, 1996

Michigan Lodging

                     "Hotel Development Costs," January, 1988

The Mortgage and Real Estate Executives Report

                     "Atlantic City Building Game Involves High Stakes,"
                      August, 1979
                     "How Interest Rates Affect Real Estate Values,"
                      June, 1982
                     "Update on Hotel Development Costs," May 1, 1983

Motel-Hotel Insider

                     "The  $100,000  Plus  Hotel  Room Has Become a
                      Reality," November 19, 1979
                     "Update on Hotel Development Costs," April 4, 1983

NAIFA - The
Appraisal Review

                     "Hotel Valuation Techniques," Vol. 44, 1991

Real Estate Digest

                     "Why Should the Management Team be Important to
                      Hotel Lenders," Fall, 1988

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate
Finance Journal

                     "What is a Typical Fee for a Hotel Management
                      Contract?" Fall, 1988
                     "Hotel Franchise Fees," Winter 1989
                     "Why the Management Team Should be Important to
                      Hotel Lenders," Spring, 1989
                     "Hotel Values and Costs," Summer, 1989
                     "Structuring a Hotel Investment," Fall, 1989
                     "A Guide for Lenders Holding  Distressed  Hotel
                      Loans," Winter, 1990
                     "Estimating  Current  Interest  Rates  for Hotel
                      Financing," Spring, 1990
                     "Hotel Valuation Techniques," Summer, 1990
                     "Now is the Time to Review Your Hotel's Property
                      Taxes," Fall, 1990
                     "Property Tax Assessments for Hotels and Motels,"
                      Winter, 1991
                     "Putting Together Hotel Management  Agreements -
                      Part I," Spring 1991
                     "Putting Together Hotel Management  Agreements -
                      Part II," Summer, 1991
                     "The 1980s - The Decade of Change," Fall, 1991
                     "An Overview of the Hotel Industry: Past, Present,
                      and Future," Spring, 1994

Real Estate Forum

                     "Casino Hotels Raise Valuation Questions,"
                      November, 1981

Real Estate
Investment Ideas

                     "How Fuel and Energy Shortages Should Affect Investment
                      Decisions in the Hospitality Industry," March, 1974
                     "Upward Trend Continues for Sales Price of Hotel-Motel
                      Properties," May, 1988
                     "High Prices Paid for Hotel-Motel Properties," February,
                      1990

Real Estate Issues

                     "Employee Compensation for a Consulting Practice,"
                      Fall/Winter, 1985
                     "Hotel/Motel Market Sales Update," Spring/Summer,
                      1987

Real Estate Newsletter

                     "Computers in Hotel Appraising," May 15, 1989

Real Estate
Investment Ideas

                     "Hotel-Sales Update," Winter, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate Review

                     "Valuing Motels and Hotel in the Current Market,"
                      Fall, 1972
                     "Dealing With Distressed Hostelry Loans," Fall, 1975 "The Mortgage Underwriting Consultant Comes of
                      Age," Fall, 1977
                     "Real Estate Compensation," Winter, 1987

Real Estate Workouts
and Asset Management

                     "Stephen Rushmore on Directions in the Hospitality
                      Industry," September, 1992

Real Values

                     "Hotel Construction Cost Update," April, 1986

Restaurant and
Hotel Design
                     "How Much Should the Renovation Be?" March, 1986
                     "14 Notable Hotel Development Firms," December, 1987

Rushmore on Hotel Valuation

                     "Mortgage - Equity," Winter, 1979
                     "Atlantic City - From Bust to Boom," Winter, 1979 "Mortgage - Equity," Spring, 1979
                     "Developing Mortgage Data," Spring 1979
                     "Gasoline and Market Values, " Spring, 1979
                     "Mortgage - Equity," Fall, 1979
                     "Quantifying a Hotel's Business Value," Fall, 1979 "What Has Happened to Typical Hotel-Motel
                      Development Costs?," Fall, 1979
                     "Mortgage-Equity," Winter, 1980
                     "Extending Hotel Economic Life Through Renovation,"
                      Winter, 1980
                     "Estimating Hotel Land Values Using Comparable
                      Ground Leases," Winter, 1980
                     "Quantifying the Value of Personal Property to a
                      Going Hotel," Spring, 1980
                     "Recent Changes in New York City's Hotel Market,"
                      Spring, 1980
                     "Hotel-Motel Economic Lives," Fall, 1980
                     "Mortgage - Equity," Fall, 1980
                     "Mortgage - Equity," Winter, 1981
                     "Developing Mortgage Data," Winter, 1981
                     "Statistical  Support  for  Food  and  Beverage
                      Projections," Winter, 1981
                     "Mortgage - Equity," Spring/Summer, 1981

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Rushmore on Hotel Valuation (continued)

                     "Quantifying a Hotel's Demand," Spring/Summer, 1981
                     "A Five-Year Overview of Typical Hotel-Motel
                      Development Costs," Spring/Summer, 1981
                     "Mortgage - Equity," Winter/Spring, 1982
                     "Update on Hotel Capitalization Rates,"
                      Winter/Spring, 1982
                     "Mortgage - Equity," Summer/Fall, 1982
                     "Are Casino Hotels Really Worth $500,000 Per Room?"
                      Summer/Fall, 1982
                     "The Hotel-Motel Life Cycle, Summer/Fall, 1982
                     "Mortgage - Equity," Winter/Spring, 1983
                     "Update on Hotel Development Costs," Winter/Spring, 1983 "The Valuation of Hotels and Motels for Assessment
                      Purposes," Winter, 1984
                     "Hotel Capitalization Rates," Summer, 1984
                     "Hotel Development Cost Survey," Summer, 1984
                     "Selecting a Hotel Management Company," Fall, 1984 "Hotel Capitalization Rates," Spring, 1985
                     "How to Perform a Breakeven Analysis," Spring, 1985 "Hotel Capitalization Rates," Winter, 1986
                     "Hotel Development Costs," Winter, 1986
                     "Hotel Valuation Survey," Winter, 1987
                     "Impact of New Tax Laws on Hotel Values," Winter, 1987 "Hotel-Motel Market Sales Update," Winter, 1987 "Structuring an Incentive Management Fee," Fall, 1987 "Understanding Your Hotel's Economic Life," Fall, 1987 "Hotel Development Costs," Fall, 1987
                     "Hotel, Motel Market Sales Update," Winter, 1988 "Amenity Creep," Winter, 1989
                     "Hotel Franchise Fees," Winter, 1989
                     "Hotel Valuation Index," Fall, 1989
                     "Latest Trends in Hotel Values," Fall, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Tri-State Real Estate Journal

                     "Across the Nation: Hotel Sale Prices Escalate on Average,"
                      December 23, 1994

U.S. Real Estate Week

                     "All-Suites Market Entering Second Phase," May 4, 1987

Valuation

                     "Hotel-Motel Market Sales Update," February, 1987

Quarterly Newsletter
Hotel Valuation Journal

                     Professional newsletter with a circulation of 10,000

Real Estate Column
Lodging Hospitality

                     Real estate editor for a major monthly hospitality periodical

Hospitality Column
Real Estate Finance Journal

                     Contributing hospitality editor

Computer Software
Hospitality Valuation Software

                     Hotel financial software for room night analyses, income and expense forecasts, and valuation calculations - developed and distributed for the Appraisal Institute

Hotel-Motel Data
Hospitality Market Data
Exchange

                     National clearinghouse for information pertaining to hotel and motel transactions

Hotel Valuation Index

                     National index of hotel value trends for 24 individual market areas

Hospitality Seminar Series

                     Intensive short courses for hotel and restaurant professionals

Hotel Franchise Fees Analysis Guide

                     Analysis of hotel franchise fees and costs

Hospitality Bibliography

                     Comprehensive literature index of hotel and restaurant books and articles

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                                                     Rushmore, CRE, MAI, CHA
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Awards
Robert H. Armstrong Award

                     For the most significant contribution to The Appraisal Journal in 1975

Activities

                     Commercial pilot, instrument, multi-engine; sailing; skiing

Corporate and Institutional Clients Served

Aetna Life Insurance
AIG Real Estate Investment
Aldrich Eastman and Waltch
Allstate
American Airlines
America's Best Inns
Arthur Anderson & Company
Bankers Trust Company
Bank of America
Bank of Boston
Bank of Montreal
Bank of New York
Bank of Nova Scotia
Bank of Tokyo
Bank One-Columbus
Banque Indosuez
Barclay's Bank
Baybank Boston
The Beacon Companies
Bear, Stearns & Company, Inc.
Best Inns
Best Western International
Boykin Management Co.
Bradbury Suites
C. Itoh
Caesar's World
California Dept. of Transportation
Chase Lincoln First Bank, N.A.
Chase Manhattan Bank
Chemical Bank
Chrysler Capital Corporation
CIGNA
Citibank
Citicorp Real Estate
City of Boston
City of Detroit
City of Grand Rapids
City of Kalamazoo
City of Orlando
City of Philadelphia
City of Santa Monica
City of Toronto
Columbia Sussex Corporation
Continental Illinois National Bank
Copley Real Estate Advisors
Corporex Development
CRI, Inc.
Cushman and Wakefield
Days Inns
Edward J. DeBartolo Corp.

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Corporate and Institutional Clients Served (continued)

Deer Valley Ski Corporation
Doubletree Hotels
Drury Inns
Econo Lodge
Economic Development Admin.
EIE Regent International
Embassy Suites
Equitable Life Assurance
Equitable Real Estate Investment
European American Bank
Fairmont Hotels
Federal Deposit Insurance Corp.
First Boston
First California Savings
First Interstate Bank
First National Bank of Chicago
Four Seasons Hotels
Goldman, Sachs
Greater Orlando Aviation Authority
Great Western Bank
Great Western Savings
Guest Quarters
Hampton Inns
Hilton Hotels, Corp.
Hilton International
Holiday Corporation
Holiday Inns
Home Savings of America
Howard Johnson's
Hudson Hotels Corporation
Hyatt Hotels
Industrial Bank of Japan
Interstate Hotels
The Irvine Company
ITT Commercial Finance Corp.
Japan Airlines
JDC (America) Corporation
John Q. Hammons
John Hancock Life Insurance
Johnson & Wales College
Kenneth Leventhal & Assoc.
Kidder Peabody & Company, Inc.
La Quinta
Larken, Inc.
Lexington Companies
Loews Hotels
Harry Macklowe Real Estate
Marine Midland Bank, N.A.
Marriott Corporation
MA Bay Transit Authority
Massachusetts Mutual Life
Mellon Bank
Meridien Hotels
Merrill Lynch
Merrill Lynch Capital Markets
Metropolitan Life Insurance
Microtel
Midlantic Bank

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Corporate and Institutional Clients Served (continued)

Mitsubishi
Morgan Guaranty Bank & Trust Co.
J.P. Morgan Investment Management
Morgan Stanley
Motel 6, Inc.
Mutual Benefit Co.
National Westminster Bank
New York Life Insurance
Nippon Credit Bank
Nomura Securities Int'l
North American Taisei Corporation
Northwestern Mutual Life
Omni Hotels
Parabas Bank
Prime Motor Inns
Property Capital Trust
Prudential Life Insurance
Radisson Hotels
Ramada Inns
Red Lion Inns
Regent International
Registry Hotels
Residence Inns
Resolution Trust Corporation
Rhode Island Hospital Trust
Ritz-Carlton Hotels
Rodeway Inns
Rose Associates
Salomon Brothers
San Antonio Hotel/Motel Assoc.
Sanwa Bank
Security Pacific Bank
Servico Management Corp.
Sheraton Hotels
Sonesta Hotels
Sonnenblick-Goldman
Steamboat Ski Corporation
Stouffer Hotels
Stratton Corporation
Sumitomo Bank
Summerfield Hotel Corporation
Super 8 Hotels
Swiss Bank Corporation
Taisei
Texas Commerce Bancshares, Inc.
Tishman Realty Corporation
Trans World Airlines
Travelers Insurance
TraveLodge
Trusthouse Forte
UBS Securities
Union Labor Life
United Bank of Switzerland
United Inns, Inc.
United States Steel
Universal Hotels
U.S. Air Force
U.S. Department of Justice

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============


================================================================================

Corporate and
Institutional Clients
Served (continued)

U.S. Department of the Army
U.S. Department of the Interior
U.S. Economic Development Authority
U.S. Trust Company
Walt Disney Productions
Westin Hotels
Williams Hospitality Corporation
Winegardner & Hammons
Winthrop Financial Associates
Wyndham Hotels
Zeckendorf Company

Appearance as
an Expert Witness

Administrative Law Court - SEC, Washington, DC
Appellate Tax Board, Boston, Massachusetts
Arbitration, Wayne, New Jersey
Assessment Appeals Board, Los Angeles County, Los Angeles, California Board of Equalization and Review, Washington, District of Columbia (2) Board of Taxation, Atlantic City, New Jersey
Bureau de Revision Evaluation Fonciere du Quebec, Montreal, Canada Circuit Court, Orange County, Orlando, Florida
Condemnation Review Board, Minneapolis, Minnesota
Corporation Committee, Rhode Island State Senate
Court  of  Common  Pleas,  Allegheny  County, Pennsylvania
Court of Common Pleas, Franklin County, Ohio
Court of Common Pleas, Montgomery, Pennsylvania
Court of Common Pleas, Pittsburgh, Pennsylvania
Court of Common Pleas, Philadelphia, Pennsylvania
Court of Queen's Bench of Alberta, Canada
District Court, Arapahoe County, Colorado
District Court, Dallas County, Texas
District Court, Harris County, Texas
District Court, Tarrant County, Texas
District  Court,  Hennepin  County,  Minneapolis, Minnesota
District Court, Knoxville, Tennessee
Federal Bankruptcy Court, Oakland, California
Federal Bankruptcy Court, Los Angeles, California

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============


================================================================================

Appearance as
an Expert Witness
(continued)

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Denver, Colorado
Federal Bankruptcy Court, District of Columbia
Federal Bankruptcy Court, Miami, Florida (2)
Federal Bankruptcy Court, Chicago, Illinois
Federal Bankruptcy Court, New Orleans, Louisiana
Federal Bankruptcy Court, Greenbelt, Maryland
Federal Bankruptcy Court, Baltimore, Maryland
Federal Bankruptcy Court, Rockville, Maryland
Federal Bankruptcy Court, Boston, Massachusetts
Federal Bankruptcy Court, Grand Rapids, Michigan
Federal Bankruptcy Court, Las Vegas, Nevada
Federal Bankruptcy Court, Newark, New Jersey (2)
Federal Bankruptcy Court, Manhattan, New York (2)
Federal Bankruptcy Court, Westbury, New York
Federal Bankruptcy Court, Philadelphia, Pennsylvania
Federal Bankruptcy Court, Reading, Pennsylvania
Federal Bankruptcy Court, Salt Lake City, Utah
Federal Bankruptcy Court, Madison, Wisconsin (2)
Federal District Court, Rochester, New York
Federal District Court, Philadelphia, Pennsylvania (2)
Judicial  Arbitration  and  Mediation  Services, Dallas, Texas
Michigan Tax Tribunal, Detroit, Michigan
New Jersey Tax Court, Newark, New Jersey (2)
Superior Court, District of Columbia
Superior Court, Clayton County, Georgia (2)
Superior Court of North Carolina
Superior Court, Nashua, New Hampshire
Supreme Court, New York State, Buffalo, New York
Supreme Court, New York State, Manhattan, New York
Supreme Court, New York State, Riverhead, New York

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============


================================================================================

Appearance as
an Expert Witness
(continued)

Tax Review Board, San Joaquin County, Stockton, California
Tax Review Board, Bangor, Maine
Tax Review Board, Schenectady, New York
Tax Review Board, Yorktown, New York
Tax Review Board, North Carolina
Tax Review Board, Philadelphia, Pennsylvania (2)
U.S. District Court, Wilmington, Delaware
U.S. District Court, Madison, Wisconsin

  ==============================================================================
  Partial List of Hotels/Motels, Appraised or Reviewed Internationally

  North America

  Canada

   - Delta Hotel, Calgary
   - Econo Lodge, Hull
   - Hotel Lord Berri, Montreal
   - Hotel Vogue, Montreal
   - Hyatt Regency, Montreal
   - Le Ragence Hyatt, Montreal
   - Holiday Inn, Oshawa, Ontario
   - Hotel Le Chantecler, Quebec
   - Bond Place Hotel, Toronto
   - Carlton Hotel, Toronto
   - Chelsea Hotel, Toronto
   - Delta Chelsea Hotel, Toronto
   - Four Seasons on the Park, Toronto
   - Inn on the Park, Toronto
   - Novotel Missisauga, Toronto
   - Ramada Inn, Toronto
   - Sutton Hotel, Toronto
   - Toronto Marriott East, Toronto
   - Westbury Hotel, Toronto
   - Burnaby Villa Inn, Vancouver
   - Four Seasons Hotel, Vancouver
   - Sheraton Land Mark, Vancouver
   - Sheraton Plaza 500, Vancouver
   - Four Seasons Yorkville Hotel, Yorkville

  United States

  Alabama
   - MEI - Birmingham West, Bessemer
   - Comfort Inn, Birmingham
   - Courtyard by Marriott, Birmingham
   - Courtyard by Marriott-Hoover, Birmingham
   - Courtyard By Marriott/Homewood, Birmingham
   - Crown Sterling Suites, Birmingham
   - Fairfield Inn, Birmingham
   - Holiday Inn, Birmingham
   - Howard Johnson, Birmingham
   - Knights Inn, Birmingham
   - Ramada Inn, Birmingham
   - Residence Inn by Marriott, Birmingham
   - Still Waters Resort, Dadeville
   - Ramada Inn, Gadsden
   - Sheraton Hotel, Gulf Shores
   - Courtyard by Marriott, Huntsville
   - Knights Inn, Huntsville
   - Marriott Hotel-Proposed, Huntsville
   - La Quinta Inn, Huntsville University
   - Days Inn, Mobile
   - Hotel - Proposed, Mobile
   - Inn-Proposed, Mobile
   - Stouffer Riverview, Mobile
   - Courtyard by Marriott, Montgomery
   - Fairfield Inn, Montgomery
   - Holiday Inn-Downtown, Montgomery
   - Holiday Inn-East, Montgomery
   - Howard Johnson, Montgomery
   - La Quinta Inn, Montgomery
   - Residence Inn, Montgomery
   - Marriott's Grand Hotel, Point Clear
   - Holiday Inn, Sheffield
   - La Quinta, Tuscaloosa
   - Masters Economy Inn, Tuscaloosa
   - Proposed Extended Stay, West Mobile

  Alaska
   - Barratt Inn, Anchorage
   - Clarion Hotel, Anchorage
   - Holiday Inn, Anchorage
   - Hotel Captain Hook, Anchorage
   - International Airport Inn, Anchorage
   - Sheraton Anchorage Hotel, Anchorage

  Arizona
   - Holiday Inn, Bullhead City
   - Embassy Suites, Camelback
   - Compri Hotel-Proposed, Chandler
   - Quality Inn, Chandler
   - Ramada Inn, Chandler
   - AmeriSuite Hotel-Proposed, Flagstaff
   - Holiday Inn, Flagstaff
   - Motel 6, Flagstaff
   - Rodeway Inn, Flagstaff
   - Bright Angel Lodge, Grand Canyon
   - El Tovar Hotel, Grand Canyon
   - Grand Canyon National Park, Grand Canyon
   - Kachina Lodge, Grand Canyon
   - Maswik Lodge, Grand Canyon
   - Moqui Lodge, Grand Canyon
   - Phantom Ranch, Grand Canyon
   - Thunderbird Lodge, Grand Canyon
   - Yavapai Lodge, Grand Canyon
   - Hampton Inn-Proposed, Holbrook
   - Moqui Lodge, Kaibab National Forest
   - Rodeway Inn, Kingman
   - Nautical Inn Resort, Lake Havasu City
   - Lexington Hotel Suites, Mesa
   - Biosphere II Conference Center, Oracle
   - Best Western-Per Diem, Phoenix
   - Bobby McGee's, Phoenix
   - Caravan Inn, Phoenix
   - Compri Hotel-Proposed, Phoenix
   - Courtyard by Marriott-Black Canyon, Phoenix
   - Courtyard by Marriott-Mesa, Phoenix
   - Crescent Phoenix Hotel, Phoenix
   - Crown Sterling Suites, Phoenix
   - Days Inn, Phoenix
   - Doubletree Inn at Park Central, Phoenix
   - Embassy Suites, Phoenix
   - Embassy Suites-Biltmore, Phoenix
   - Executive Park Hotel, Phoenix
   - Fountain Suites Hotel, Phoenix
   - Granada Royale-Camelhead, Phoenix
   - Hilton Hotel, Phoenix
   - Holiday Inn, Phoenix
   - Hyatt Regency, Phoenix
   - La Quinta Hotel, Phoenix
   - Lexington Hotel Suites, Phoenix
   - Newton's Sands, Phoenix
   - Phoenician Golf & Tennis Resort, Phoenix
   - Pointe Hilton at Tapatio Cliffs, Phoenix
   - Quality Inn, Phoenix
   - Ramada Inn-Airport, Phoenix
   - Ramada Inn-East, Phoenix
   - Ritz Carlton, Phoenix
   - Sunburst Resort Hotel, Phoenix
   - Hassayampa Inn, Prescott
   - Clarion Inn at McCormick Ranch, Scottsdale
   - Conference Center, Scottsdale
   - Courtyard by Marriott-Mayo, Scottsdale
   - Doubletree Inn at Scottsdale Mall, Scottsdale
   - Fairfield Inn, Scottsdale
   - Fashion Square Hotel, Scottsdale
   - Loews Paradise Resort, Scottsdale
   - Marriott Camelback Inn, Scottsdale
   - Marriott Mountain Shadows, Scottsdale
   - Mountain Shadows Resort, Scottsdale
   - Orange Tree Resort, Scottsdale
   - Ramada-Valley Ho, Scottsdale
   - Red Lion's La Posada Resort, Scottsdale
   - Registry Resort, Scottsdale
   - Rodeway Inn, Scottsdale
   - Scottsdale Princess, Scottsdale
   - Sheraton Scottsdale Resort, Scottsdale
   - The Phoenician, Scottsdale
   - Valley Ho, Scottsdale
   - John Gardiner's Enchantment, Sedona
   - L'Auberege de Sedona, Sedona
   - Los Abrigados, Sedona
   - Orchards Inn, Sedona
   - Hotel-Proposed, Sierra Vista
   - Motel 6, Sierra Vista
   - Temple Bar Resort, Temple Bar
   - Coachman Inn - Proposed, Tolleson/Phoenix
   - Tubac Resort, Tubac
   - Canyon Ranch, Tucson
   - Coachman Inn-Proposed, Tucson
   - Courtyard by Marriott, Tucson
   - Doubletree Inn, Tucson
   - Embassy Suites, Tucson
   - Granada Royale Hometel-E. Broadway, Tucson
   - Hotel Park Tucson-Proposed, Tucson
   - Lexington Suites Hotel, Tucson
   - Loews Hotel, Tucson
   - Resort Hotel-Proposed, Tucson
   - Rodeway Inn, Tucson
   - Sunbelt Commerce Center Hotel, Tucson
   - La Quinta Inn, Tucson East
   - Bobby McGee's, Tuscon
   - Radisson Suite Hotel, Tuscon
   - Ventana Canyon Golf and Racquet, Tuscon
   - Ramada Inn, Union Hill

  Arkansas
   - Sheraton Inn, Fort Smith
   - Hilton, Hot Springs
   - Holiday Inn-Lake Hamilton, Hot Springs
   - Courtyard by Marriott, Little Rock
   - Holiday Inn, Little Rock
   - Legacy Hotel, Little Rock
   - Little Rock Hilton, Little Rock
   - Masters Economy Inn, Little Rock
   - Red Carpet Inn, Little Rock
   - Super 8, Little Rock
   - Masters Economy Inn, North Little Rock
   - Masters Economy Inn, Protho-Junction
   - Holiday Inn, Texarkana

  California
   - Hampton Inn, Agoura Hills
   - Ramada Inn, Agoura Hills
   - Residence Inn-Proposed, Agoura Hills
   - Island Motel, Almeda
   - Anaheim Hilton & Towers, Anaheim
   - Anaheim Park Motor Inn, Anaheim
   - Anaheim Plaza Hotel, Anaheim
   - Best Western Pavillions, Anaheim
   - Carousel Inn, Anaheim
   - Conestoga Hotel, Anaheim
   - Courtyard by Marriott, Anaheim
   - Crown Sterling Suites, Anaheim
   - Disneyland Hotel, Anaheim
   - Golden Forest Motel, Anaheim
   - Hampton Inn, Anaheim
   - Hilton, Anaheim
   - Holiday Inn Anaheim Center, Anaheim
   - Hotel-Proposed, Anaheim
   - Marriott Hotel, Anaheim
   - Pan Pacific Hotel, Anaheim
   - Pitcairn Motel, Anaheim
   - Raffles Inn, Anaheim
   - Ramada Maingate/Disneyland Hotel, Anaheim
   - Roger Morris Inn, Anaheim
   - Stovall's Inn, Anaheim
   - The Station Inn, Anaheim
   - Travelodge Inn at the Park, Anaheim
   - AmeriSuite, Anaheim Hills
   - Comfort Inn, Anahiem
   - Mansouri Hotel, Antioch
   - Red Lion, Apple Valley
   - Hampton Inn, Arcadia
   - Residence Inn, Arcadia
   - Hilton Lodge, Arrowhead Lake
   - Auburn Inn, Auburn
   - Sleep Inn, Auburn
   - Allstar Inn, Bakersfield
   - Clarion Hotel, Bakersfield
   - Courtyard by Marriott, Bakersfield
   - Economy Inn, Bakersfield
   - Ramada Inn, Bakersfield
   - Red Lion Hotel, Bakersfield
   - Residence Inn, Bakersfield
   - Rodeway Inn, Bakersfield
   - Hilton Hotel, Baldwin Park
   - San Gabriel Valley Hotel, Baldwin Park
   - The Hilton Hotel, Baldwin Park
   - Allstar Inn, Barstow
   - Economy Inn, Barstow
   - Marriott Berkeley Marina, Berkeley
   - Shattuck Hotel, Berkeley
   - Beverly Hills Hotel, Beverly Hills
   - Beverly Rodeo Hotel, Beverly Hills
   - Beverly Wilshire Hotel, Beverly Hills
   - Hilton Hotel-Cresthil, Beverly Hills
   - L'Ermitage, Beverly Hills
   - Peninsula Hotel, Beverly Hills
   - Best Western, Big Bear Lake
   - Big Bear Hotel, Big Bear Lake
   - Big Bear Lake Resort, Big Bear Lake
   - Big Bear Towering Pines, Big Bear Lake
   - Motel 6, Big Bear Lake
   - Post Ranch, Big Sur
   - Ventana Inn, Big Sur
   - Rodeway Inn, Blythe
   - Courtyard by Marriott, Brea
   - Holiday Inn, Brentwood
   - Courtyard by Marriott, Buena Park
   - Fairfield Inn, Buena Park
   - Hampton Inn, Buena Park
   - Holiday Inn, Buena Park
   - Crowne Sterling Suites, Burlingame
   - Hyatt Regency, Burlingame
   - Mariott Hotel - SFO, Burlingame
   - Marriott, Burlingame
   - Marriott-San Francisco Airport, Burlingame
   - Radisson Hotel-Proposed, Burlingame
   - Sheraton Hotel, Burlingame
   - Courtyard by Marriott, Camarillo
   - Best Western Fireside Inn, Cambria
   - Cambria Pines Lodge, Cambria
   - Residence Inn, Campbell
   - Hotel-Proposed, Capitola
   - Resort Hotel, Spa & Conference Ctr., Capitola
   - Allstar Inn, Carlsbad
   - Carlsbad Inn, Carlsbad
   - Inn of America, Carlsbad
   - La Costa Hotel and Spa, Carlsbad
   - Olympic Resort Hotel, Carlsbad
   - Tickle Pink Inn, Carmel
   - Allstar Inn, Carpinteria
   - Desert Princess Country Club, Cathedral City
   - Royce Suites Hotel, Cathedral City
   - Digger Bay, Central Valley
   - Marriott Hotel-Proposed, Century City
   - Westin Century Plaza Hotel, Century City
   - Neighborhood Inn-Proposed, Chatsworth
   - Red Lion Hotel, Chico
   - Otay Valley Inn, Chula Vista
   - Travelodge-Otay Valley, Chula Vista
   - Ramada Inn, City of Commerce
   - Sheraton Hotel, City of Industry
   - Allstar Inn, Coalinga
   - Harris Ranch Restaurant/Inn, Coalinga
   - Howard Johnson, Colton
   - Best Western Willow Tree Inn, Compton
   - Concord Hotel, Concord
   - Hilton Hotel, Concord
   - The Trees Inn, Concord
   - Motel 6, Corona
   - Hotel del Coronado, Coronado
   - Loews Coronado Bay Resort, Coronado
   - Madera Village Inn, Corte Madera
   - Ha' Penny Inn, Costa Mesa
   - La Quinta Hotel, Costa Mesa
   - Marriott Suites, Costa Mesa
   - Red Lion Hotel, Costa Mesa
   - Residence Inn, Costa Mesa
   - Pacifica Hotel, Culver City
   - Ramada Inn, Culver City
   - Courtyard by Marriott, Cupertino
   - Doubletree Hotel, Cupertino
   - Doubletree Hotel, Dana Point
   - Spa-Proposed, Danville
   - El Rancho, Davis
   - Furnace Creek Resort, Death Valley
   - Stovepipe Wells Village, Death Valley
   - Hilton, Del Mar
   - Days Inn, Diamond Bar
   - Compri Hotel, El Segundo
   - Proposed Summerfield, El Segundo
   - Days Inn, Emeryville
   - Holiday Inn-Bay Bridge, Emeryville
   - Lyons Restaurant, Emeryville
   - Budget Motel, Encinitis
   - Marriott Tenaya Lodge-Proposed, Fishcamp
   - Holiday Inn, Fort Myers Beach
   - All Suites Hotel/Athletic Club, Foster City
   - Clubtel-Proposed, Foster City
   - Courtyard by Marriott, Foster City
   - Holiday Inn, Foster City
   - Courtyard by Marriott, Fremont
   - Fremont Hotel, Fremont
   - Motel 6, Fremont
   - Residence Inn, Fremont
   - Allstar Inn, Fresno
   - AmeriSuite, Fresno
   - Chateau Inn, Fresno
   - Courtyard by Marriott, Fresno
   - Economy Inn, Fresno
   - Hacienda, Fresno
   - Holiday Inn, Fresno
   - Holiday Inn-Fresno Airport, Fresno
   - Howard Johnson Motel, Fresno
   - Piccadilly Inn, Fresno
   - Travelers Inn, Fresno
   - Travelers Lodge, Fresno
   - Griswold's Hotel, Fullerton
   - Holiday Inn, Fullerton
   - Marriott Hotel, Fullerton
   - Hotel-Proposed, Garden Grove
   - Hyatt Regency Alicante, Garden Grove
   - Princess Hotel, Garden Grove
   - Motel 6, Gilroy
   - Hyatt Regency-Proposed, Goleta
   - Allstar Inn, Hacienda Heights
   - Courtyard by Marriott, Hacienda Heights
   - Half Moon Bay Lodge, Half Moon Bay
   - Courtyard by Marriott, Harbor Boulevard
   - Grosvenor, Harborside-Pt. Loma
   - Inn at Foss Creek, Healdsburg
   - Chateau Marmont, Hollywood
   - Hollywood Palm Hotel, Hollywood
   - Sunset Towers Hotel, Hollywood
   - Waterfront Hilton Hotel, Huntington Beach
   - Compri Hotel, Hutton Centre
   - Grand Champions Resort, Indian Wells
   - Stouffer Esmerelda Resort, Indian Wells
   - Courtyard By Marriott, Irvine
   - Courtyard by Marriott - Proposed, Irvine
   - Embassy Suites, Irvine
   - Hilton Hotel, Irvine
   - Holiday Inn, Irvine
   - Hyatt Hotel, Irvine
   - La Quinta-Proposed, Irvine
   - Marriott Hotel, Irvine
   - Marriott-Proposed, Irvine
   - Registry Hotel, Irvine
   - Residence Inn-Proposed, Irvine
   - Amador Inn, Jackson
   - Embassy Suites, La Jolla
   - Hotel-Proposed, La Jolla
   - La Jolla Property, La Jolla
   - La Jolla Village Inn, La Jolla
   - Marriott Hotel, La Jolla
   - Residence Inn, La Jolla
   - Days Inn-Proposed, La Palma
   - PGA West Resort - Proposed, La Quinta
   - Lafayette Park Hotel, Lafayette
   - Laguna Shores, Laguna Beach
   - Holiday Inn, Laguna Hills
   - Ryokan Hotel-Proposed, Laguna Hills
   - Villa Valencia, Laguna Hills
   - Ritz Carlton, Laguna Niguel
   - Lake Mohave Resort, Lake Mohave
   - Resort at Squaw Creek, Lake Tahoe
   - Courtyard by Marriott, Larkspur Landing
   - Hilton, Las Cruces
   - Surf and Sand Hotel, Leguna Beach
   - Holiday Inn, Lido Beach
   - Motel-Proposed, Little Lake
   - Residence Inn, Livermore
   - Residence Inn-Proposed, Livermore
   - Breakers Hotel, Long Beach
   - Holiday Inn, Long Beach
   - Holiday Inn Airport, Long Beach
   - Marriott Hotel-Long Beach Airport, Long Beach
   - Marriott Hotel-Proposed, Long Beach
   - Ramada Renaissance Hotel, Long Beach
   - Residence Inn, Long Beach
   - Sheraton Long Beach & Office Tower, Long Beach
   - Airport Park Hotel, Los Angeles
   - Bel Age, Los Angeles
   - Biltmore Hotel, Los Angeles
   - Century Inn, Los Angeles
   - Checkers Hotel, Los Angeles
   - Courtyard by Marriott-Irvine Main, Los Angeles
   - Courtyard by Marriott-LAX Airport, Los Angeles
   - Crown Sterling Suites, Los Angeles
   - Days Inn, Los Angeles
   - Econo Lodge-Proposed, Los Angeles
   - Embassy Suites, Los Angeles
   - Embassy Suites-LAX-Proposed, Los Angeles
   - Four Seasons, Los Angeles
   - Hampton Inn-LAX, Los Angeles
   - Herrick and Campbell, Los Angeles
   - Hilton & Towers-LAX, Los Angeles
   - Hilton Hotel, Los Angeles
   - Holiday Inn Crowne Plaza-LAX, Los Angeles
   - Le Montrose Hotel, Los Angeles
   - Ma Maison Sofitel, Los Angeles
   - Macklowe Hotel, Los Angeles
   - Marriott Century City, Los Angeles
   - MCA Hotel-Proposed, Los Angeles
   - New Otani Hotel, Los Angeles
   - Playa Vista Development, Los Angeles
   - Stouffer Concourse Hotel, Los Angeles
   - Westin Bonaventure, Los Angeles
   - Westwood Marquis Hotel, Los Angeles
   - Los Gatos Lodge, Los Gatos
   - Macienda Inn, Los Gatos
   - Toll House Inn, Los Gatos
   - Residence Inn, Manhattan Beach
   - All Suite Hotel, Marina Del Rey
   - Marina Beach Hotel, Marina del Rey
   - Marina del Rey Hotel and Marina, Marina del Rey
   - Marina Suites Hotel, Marina Del Rey
   - Marriott Marina Del Rey, Marina Del Rey
   - Residence Inn, Meriden
   - Quality Suites Hotel - Proposed, Millbrae
   - Beverly Heritage Hotel, Milpitas
   - Crown Sterling Suites, Milpitas
   - Holiday Inn, Milpitas
   - Courtyard by Marriott, Mira Mesa
   - Grosvenor, Mission Bay
   - Motel Orleans, Modesto
   - Red Lion Hotel, Modesto
   - Red Lion-Proposed, Modesto
   - Carmel Mission Inn, Monterey
   - Doubletree Inn, Monterey
   - Former Monterey Hilton Hotel, Monterey
   - Monterey Plaza, Monterey
   - Plaza Hotel, Monterey
   - Sheraton Hotel, Monterey
   - Pebble Beach Company, Monterey County
   - Inn at Morro Bay, Morro Bay
   - Residence Inn, Mountain View
   - Inn at Napa Valley, Napa
   - Best Western Inn, Napa Valley
   - Clarion Hotel-Napa Valley, Napa Valley
   - Silverado, Napa Valley
   - Ha'Penny Motel, National City
   - Allstar Inn, Needles
   - Hilton-Newark/Fremont, Newark
   - Four Seasons Hotel, Newport Beach
   - Hotel Meridien, Newport Beach
   - Hyatt Newporter, Newport Beach
   - Newporter Resort, Newport Beach
   - Sheraton, Newport Beach
   - Days Inn-Proposed, North Hollywood
   - Northstar, North Lake Tahoe
   - Ramada Inn, Norwalk
   - Impact Study - Proposed Hotel, Oakdale
   - Hilton Inn, Oakland
   - Holiday Inn, Oakland
   - Holiday Inn-Oakland Airport, Oakland
   - Parc Oakland Hotel, Oakland
   - Resort - Proposed, Olympic Valley
   - Resort at Squaw Creek-Proposed, Olympic Valley
   - Clarion Hotel, Ontario
   - Compri Hotel, Ontario
   - Fairfield Inn, Ontario
   - Holiday Inn, Ontario
   - Lexington Hotel Suites, Ontario
   - Red Lion Hotel, Ontario
   - Doubletree Hotel, Orange
   - Woodfin Suites, Orange
   - Embassy Suites, Palm Desert
   - Marriott Desert Springs, Palm Desert
   - Canyon Resort, Palm Springs
   - Compri Hotel-Proposed, Palm Springs
   - Courtyard by Marriott, Palm Springs
   - Desert Princess, Palm Springs
   - Grand Champions Resort, Palm Springs
   - International Hotel and Resort, Palm Springs
   - Ocotillo Lodge, Palm Springs
   - Palm Canyon, Palm Springs
   - PGA West Resort-Proposed, Palm Springs
   - Spa Hotel at Mineral Springs, Palm Springs
   - Westin Hotel, Palm Springs
   - Grosvenor, Palmdale
   - Super 8, Palmdale
   - Cowper Square, Palo Alto
   - Garden Court, Palo Alto
   - Holiday Inn, Palo Alto
   - Stanford Park, Palo Alto
   - Marriott, Paradise Valley
   - All Suite Hotel-Proposed, Pasadena
   - Doubletree Hotel, Pasadena
   - Holiday Inn, Pasadena
   - Cascade Ranch Lodge, Pescadero
   - Elk Lodge, Petaluma
   - Hotel Petaluma, Petaluma
   - Hilton-Proposed, Pismo Beach
   - Hilton-Sea Point, Pismo Beach
   - Holiday Inn, Pismo Beach
   - Hotel-Proposed, Pismo Beach
   - Pismo II, Pismo Beach
   - Fairfield Inn, Placentia
   - Residence Inn, Placentia
   - Howard Hughes Center, Playa Vista
   - Pleasant Hill Inn, Pleasant Hill
   - Residence Inn, Pleasant Hill
   - Club Hilton Hotel-Proposed, Pleasanton
   - Compri Hotel, Pleasanton
   - Courtyard by Marriott, Pleasanton
   - Hilton, Pleasanton
   - Holiday Inn, Pleasanton
   - Pleasanton Creek, Pleasanton
   - Shilo Inn - Hilltop, Pomona
   - Compri Hotel, Rancho Bernardo
   - Radisson Suites, Rancho Bernardo
   - Comfort Inn Motel, Rancho Cordova
   - Courtyard by Marriott, Rancho Cordova
   - Economy Inn, Rancho Cordova
   - El Rancho, Rancho Cordova
   - Quality Suites-Proposed, Rancho Cordova
   - Sheraton Sunrise, Rancho Cordova
   - Marriott Rancho Las Palmas, Rancho Mirage
   - Mission Hills Hotel, Rancho Mirage
   - Resort Hotel-Proposed, Rancho Mirage
   - Westin Mission Hills Resort, Rancho Mirage
   - Bridge Bay Resort, Redding
   - Grand Manor Inn, Redding
   - La Quinta Inn, Redding
   - Motel 6, Redding
   - Motel Orleans, Redding
   - Red Lion Inn, Redding
   - Shasta Inn, Redding
   - Portofino Hotel & Yacht Club, Redondo Beach
   - Sheraton, Redondo Beach
   - Sofitel Redwood Shores, Redwood
   - Days Inn, Richmond
   - Best Western Carraige Inn, Ridgecrest
   - Days Inn, Riverside
   - Mission Inn-Proposed, Riverside
   - Omni Mission Inn, Riverside
   - Sheraton Hotel, Riverside
   - Red Lion Inn, Rohnert Park
   - Crown Sterling Suites, S.San Fransicso
   - Allstar Inn, Sacramento
   - Arco Arena II-Proposed, Sacramento
   - Arco Park, Sacramento
   - Catering Center - Proposed, Sacramento
   - Clarion Hotel, Sacramento
   - Compri Hotel-Proposed, Sacramento
   - Courtyard by Marriott, Sacramento
   - Courtyard by Marriott-S. Natomas, Sacramento
   - Hilton Hotel, Sacramento
   - Holiday Inn-Capital Plaza, Sacramento
   - Hotel-Proposed, Sacramento
   - Hyatt Arbitrat, Sacramento
   - Hyatt Regency, Sacramento
   - La Quinta Hotel, Sacramento
   - Motel Orleans, Sacramento
   - Radisson Hotel, Sacramento
   - Red Lion Inn, Sacramento
   - Residence Inn, Sacramento
   - Sacramento Inn, Sacramento
   - Sierra Inn, Sacramento
   - Sterling Hotel, Sacramento
   - Travelers Inn, Sacramento
   - Woodlake Inn, Sacramento
   - Harvest Inn, Saint Helena
   - Courtyard by Marriott, San Bruno
   - San Carlos Motel Development, San Carlos
   - Atlas Hotels/Mission Valley Inn, San Diego
   - Best Western Seven Seas Motor Lodge, San Diego
   - Budget Motel of America, San Diego
   - Catamaran Resort Hotel, San Diego
   - Center Pointe Development, San Diego
   - Comfort Inn, San Diego
   - Courtyard by Marriott-Mira Mesa, San Diego
   - Doubletree Hotel, San Diego
   - Embassy Suites, San Diego
   - Executive Lodge, San Diego
   - Hanalei Hotel, San Diego
   - Harbor Island Hotel-Proposed, San Diego
   - Harborside Inn-Point Loma, San Diego
   - Harbortown Marina Resort, San Diego
   - Holiday Inn Montgomery Airport, San Diego
   - Holiday Inn-Embarcadero, San Diego
   - Holiday Inn-Harbor View, San Diego
   - Horton Grand Saddlery, San Diego
   - Horton Park Plaza Hotel, San Diego
   - Howard Johnson Hotel, San Diego
   - Inter-Continental Hotel & Marina, San Diego
   - Kings Inn, San Diego
   - La Jolla Village Inn, San Diego
   - La Quinta Hotel, San Diego
   - Marriott Hotel-Mission Valley, San Diego
   - Marriott Twin Towers and Marina, San Diego
   - Mission Valley Inn, San Diego
   - Omni Hotel, San Diego
   - Radisson Hotel, San Diego
   - Ramada Inn, San Diego
   - Ramada Limited Suites, San Diego
   - Ramada Old Town, San Diego
   - Ramada Rancho Penasquitos, San Diego
   - Red Lion Inn, San Diego
   - Regency Plaza Hotel, San Diego
   - San Diego Marriott, San Diego
   - Seven Seas Lodge, San Diego
   - Sheraton Grand, San Diego
   - Sheraton Harbor Island East, San Diego
   - Super 8-Point Loma, San Diego
   - Symphony Towers, San Diego
   - Town and Country Hotel, San Diego
   - Travelodge Hotel Plaza, San Diego
   - U.S. Grant Hotel, San Diego
   - Westin-Proposed, San Diego
   - Abagail Inn, San Francisco
   - Bellevue Hotel, San Francisco
   - Cable Motor Inn, San Francisco
   - California Cafe, San Francisco
   - Campton Place, San Francisco
   - Cartwright Hotel, San Francisco
   - Chancellor Hotel, San Francisco
   - Clarion Inn-San Francisco Airport, San Francisco
   - Comfort Inn, San Francisco
   - Courtyard by Marriott-Airport, San Francisco
   - Embarcadero Inn, San Francisco
   - Fairmont Hotel, San Francisco
   - Grand Hyatt, San Francisco
   - Grosvenor Clift Hotel, San Francisco
   - Harbor Court Hotel, San Francisco
   - Hilton Hotel, San Francisco
   - Holiday Inn - Union Square, San Francisco
   - Holiday Inn Crowne Plaza, San Francisco
   - Holiday Inn-Civic Center, San Francisco
   - Holiday Inn-Fisherman's Wharf, San Francisco
   - Holiday Inn-Golden Gateway, San Francisco
   - Holiday Inn-South, San Francisco
   - Holiday Lodge, San Francisco
   - Hotel Diva, San Francisco
   - Hotel Meridien, San Francisco
   - Hotel Union Square, San Francisco
   - Hotel-Proposed, San Francisco
   - Hyatt Fisherman's Wharf, San Francisco
   - Hyatt Regency Embarcadero, San Francisco
   - Inn at Fisherman's Wharf, San Francisco
   - Inn at the Opera, San Francisco
   - Inn-Proposed, San Francisco
   - Juliana Hotel, San Francisco
   - King George Hotel, San Francisco
   - La Quinta Inn, San Francisco
   - La Quinta-Airport, San Francisco
   - Lambourne Hotel, San Francisco
   - Laurel Motor Inn, San Francisco
   - Majestic Hotel, San Francisco
   - Manx Hotel, San Francisco
   - Mark Twain, San Francisco
   - Marriott, San Francisco
   - Marriott San Francisco-Proposed, San Francisco
   - Marriott-Airport, San Francisco
   - Orchard Hotel, San Francisco
   - Pan Pacific Hotel, San Francisco
   - Parc 55 Hotel, San Francisco
   - Park Hyatt Hotel, San Francisco
   - Portman Hotel, San Francisco
   - Prescott Hotel, San Francisco
   - Queen Anne Hotel, San Francisco
   - Ramada Hotel, San Francisco
   - Regis Hotel, San Francisco
   - Ritz-Carlton Hotel, San Francisco
   - San Franciscan, San Francisco
   - San Francisco Hotel, San Francisco
   - Savoy Hotel, San Francisco
   - Sheraton Palace Hotel, San Francisco
   - Sheraton-Fisherman's Wharf, San Francisco
   - Sir Francis Drake Hotel, San Francisco
   - Stanford Court, San Francisco
   - Stouffer Stanford Court Hotel, San Francisco
   - Super 8-Fisherman's Wharf, San Francisco
   - Westin St. Francis, San Francisco
   - Crowne Sterling Suites, San Francisco - South
   - Olympic Club Golf Course, San Francisco/San Mateo
   - Budget Inn, San Jose
   - Courtyard by Marriott, San Jose
   - Cozy 8 Arena Hotel, San Jose
   - Fairmont Hotel, San Jose
   - Holiday Inn, San Jose
   - Ramada Renaissance, San Jose
   - Red Lion Inn, San Jose
   - Islander Motel, San Leandro
   - Apple Farm Inn, San Luis Obispo
   - Embassy Suites, San Luis Obispo
   - Holiday Inn, San Luis Obispo
   - Los Nomados Resort, San Luis Obispo
   - Twin Oaks Golf Course, San Marcos
   - Dunfey San Mateo Hotel, San Mateo
   - Compri Hotel-Proposed, San Pedro
   - Embassy Suites Hotel, San Rafael
   - Marriott Hotel-Proposed, San Ramon
   - Residence Inn, San Ramon
   - AAA Inn, Santa Ana
   - California Palms Hotel, Santa Ana
   - Comfort Inn, Santa Ana
   - Compri Hotel, Santa Ana
   - Embassy Suites Santa Ana, Santa Ana
   - Executive Lodge, Santa Ana
   - Howard Johnson, Santa Ana
   - Quality Inn, Santa Ana
   - Ramada Inn-Orange County, Santa Ana
   - El Encanto Hotel, Santa Barbara
   - Fess Parker's Red Lion Resort, Santa Barbara
   - Four Seasons Hotel, Santa Barbara
   - Montecito Inn, Santa Barbara
   - San Ysidro Ranch, Santa Barbara
   - Santa Barbara Inn, Santa Barbara
   - Biltmore Hotel & Suites, Santa Clara
   - Days Inn, Santa Clara
   - Doubletree Hotel, Santa Clara
   - Embassy Suites, Santa Clara
   - Inn At Saratoga, Santa Clara
   - Marriott Hotel, Santa Clara
   - Quality Suites Hotel, Santa Clara
   - Dream Inn, Santa Cruz
   - Hilton, Santa Maria
   - Motel 6, Santa Maria
   - Econo Lodge-Proposed, Santa Monica
   - Holiday Inn, Santa Monica
   - Holiday Inn at the Pier, Santa Monica
   - Park Hyatt Hotel, Santa Monica
   - Santa Monica Beach Hotel, Santa Monica
   - Santa Monica/Slatkin, Santa Monica
   - Allstar Inn, Santa Rosa
   - Doubletree Hotel, Santa Rosa
   - Fountaingrove Inn, Santa Rosa
   - Holiday Inn, Santa Rosa
   - Round Barn Inn-Proposed, Santa Rosa
   - Sheraton Round Barn, Santa Rosa
   - Days Inn, Seaside
   - Embassy Suites, Seaside
   - Seaside 8 Motel, Seaside
   - Valley Radisson, Sherman Oaks
   - Red Lion, Sonoma
   - Sonoma Mission Inn, Sonoma
   - Holiday Inn - Proposed, Sonora
   - Timberwolf Lodge, South Lake Tahoe
   - Holiday Inn, South San Francisco
   - Hotel-Proposed, South San Francisco
   - Meadowood Resort, St. Helena
   - Hilton Hotel, Stockton
   - Holiday Inn, Stockton
   - La Quinta Hotel, Stockton
   - Motel Orleans, Stockton
   - Paradise Point Manna, Stockton
   - Sheraton-Proposed, Stockton
   - Hilton, Sunnyvale
   - Holiday Inn, Sunnyvale
   - Neighborhood Suites, Sunnyvale
   - Ramada Inn, Sunnyvale
   - Sunnyvale Hilton, Sunnyvale
   - Temecula Creek Inn, Temecula Creek
   - Westlake Plaza Hotel, Thousand Oaks
   - Courtyard by Marriott, Torrance
   - Holiday Inn, Torrance
   - Marriott Hotel, Torrance
   - Residence Inn, Torrance
   - Holiday Inn, Union City
   - MCA Hotel-Proposed, Universal City
   - Comfort Inn, Vallejo
   - Holiday Inn, Van Nuys
   - La Quinta Hotel, Ventura
   - Ocean Resorts, Ventura
   - Sheraton, Ventura
   - Greentree Inn, Victorville
   - Doubletree Inn, Walnut Creek
   - Parkside Hotel, Walnut Creek
   - Ramada Renaissance Hotel, Walnut Creek
   - Royce Hotel-Proposed, Walnut Creek
   - Walnut Creek Project, Walnut Creek
   - Hampton Inn, West Covina
   - Le Bel Age, West Hollywood
   - Le Dufy, West Hollywood
   - Le Mondrian Hotel, West Hollywood
   - Hilton, Whittler
   - Hotel & Conference Center-Proposed, Woodland
   - Marriott Hotel-Woodland Hills, Woodland Hills
   - Skylonda Retreat, Woodside
   - Compri Hotel-Proposed, Yorba Linda
   - Marriott-Tenaya Lodge, Yosemite
   - Motel Orleans, Yuba City

  Colorado
   - Days Inn, Arapahoe
   - Continental Inn, Aspen
   - Ritz-Carlton Hotel-Proposed, Aspen
   - Hampton Inn, Aurora
   - Holiday Inn, Aurora
   - Radisson Hotel, Aurora
   - Radisson Southeast, Aurora
   - Raffles Hotel, Aurora
   - Comfort Inn, Avon
   - Boulder Hotel-Downtown, Boulder
   - Clarion Hotel, Boulder
   - Courtyard by Marriott, Boulder
   - Doubletree Hotel-Proposed, Boulder
   - Hilton Harvest House, Boulder
   - Holiday Inn, Boulder
   - Interlocken Conference Resort-Prop., Boulder
   - Proposed Golf Course, Boulder
   - Residence Inn, Boulder
   - Hilton, Breckenridge
   - Ski Lodge-Proposed, Breckenridge
   - Interlocken Conference Center, Broomfield
   - Interlocken Conference Center-Prop., Broomfield
   - Embassy Suites, Colorado Springs
   - Hilton, Colorado Springs
   - Howard Johnson, Colorado Springs
   - Le Baron Hotel, Colorado Springs
   - Marriott, Colorado Springs
   - Quality Inn, Colorado Springs
   - Red Lion Inn, Colorado Springs
   - Sheraton Inn, Colorado Springs
   - Grand Butte Hotel, Crested Butte
   - Best Western Regency, Denver
   - Brown Palace, Denver
   - Clarion Hotel-Denver Airport, Denver
   - Courtyard by Marriott-Airport, Denver
   - Courtyard by Marriott-Southeast, Denver
   - Days Inn, Denver
   - Denver Airport Hilton Inn, Denver
   - Doubletree Hotel, Denver
   - Embassy Suites, Denver
   - Embassy Suites-Airport, Denver
   - Hilton-Technical Center, Denver
   - Holiday Inn-Downtown, Denver
   - Holiday Inn-West, Denver
   - Jackson's Hole Sport, Denver
   - Marriott-Southeast, Denver
   - Marriott-West, Denver
   - Radisson Hotel, Denver
   - Red Lion Hotel, Denver
   - Regency Inn, Denver
   - La Quinta Inn, Denver - Airport
   - La Quinta, Denver - South
   - Red Lion Inn, Durango
   - Hilton-Denver, Englewood
   - Residence Inn, Englewood
   - Scanticon Conference Center, Englewood
   - Marriott Hotel-Proposed, Fort Collins
   - Holiday Inn, Golden
   - Marriott-Denver West, Golden
   - Ramada Inn, Grand Junction
   - Sheraton-Proposed, Keystone
   - Compri Hotel, Lakewood
   - Hampton Inn, Lakewood
   - Sheraton Inn, Steamboat Springs
   - Proposed Hotel, Telluride
   - Days Inn, Vail
   - Doubletree Hotel, Vail
   - Lodge at Vail, Vail
   - Marriott's Mark Resort, Vail
   - Westin Vail Resort, Vail
   - Ramada Hotel, Westminster
   - Winter Park Resort, Winter Park

  Connecticut
   - Chester Inn-Chester, Chester
   - Inn-Proposed, Chester
   - Super 8-Proposed, Cromwell
   - Danbury Hilton & Towers, Danbury
   - Residence Inn, Danbury
   - Holiday Inn, Darien
   - Howard Johnson Lodge, Darien
   - Ramada Inn, Darien
   - Holiday Inn, East Hartford
   - Howard Johnson Lodge, East Lyme
   - Days Inn-Proposed, Enfield
   - Greenwich Habor Inn, Greenwich
   - Howard Johnson Lodge, Greenwich
   - Showboat Inn, Greenwich
   - Hotel-Proposed, Groton
   - Hilton Hotel, Hartford
   - Holiday Inn-Proposed, Hartford
   - Motel 6, Hartford
   - Ramada Inn, Hartford
   - Sheraton Tobacco Valley Inn, Hartford
   - Summit Hotel, Hartford
   - Super 8 Motel, Hartford
   - Susse Chalet, Hartford
   - Residence Inn By Marriott, Meriden
   - Holiday Inn, Milford
   - Susse Chalet, Milford
   - Howard Johnson Lodge, Mystic
   - Mystic Ramada Inn, Mystic
   - Holiday Inn, New Britain
   - Ramada Inn, New Britain
   - Colony Inn, New Haven
   - Holiday Inn, New Haven
   - Howard Johnson, New Haven
   - Quality Inn, New Haven
   - Residence Inn, New Haven
   - Radisson Hotel, New London
   - Best Western-Proposed, New Milford
   - Courtyard by Marriott, Norwalk
   - Holiday Inn, Norwalk
   - Howard Johnson, Norwalk
   - Ramada Inn, Norwalk
   - Susse Chalet, Rocky Hill
   - Ramada Hotel-Proposed, Shelton
   - Residence Inn - Shelton, Shelton
   - Heritage Village, Southbury
   - Southbury Hotel, Southbury
   - Susse Chalet, Southington
   - Days Inn, Stamford
   - Executive Hotel, Stamford
   - Harley Hotel, Stamford
   - Holiday Inn-Crowne Plaza, Stamford
   - Inn at Mill River, Stamford
   - Le Pavillon Hotel, Stamford
   - Marriott, Stamford
   - Radisson Tara Hotel, Stamford
   - Sheraton, Stamford
   - Best Western-Proposed, Stratford
   - Stratford Motor Lodge, Stratford
   - Marriott Hotel, Trumbull
   - Courtyard by Marriott, Wallingford
   - Susse Chalet, Wallingford
   - Howard Johnson Plaza Hotel, Waterbury
   - Super 8-Proposed, Waterbury
   - Residence Inn-Proposed, Waterford
   - Holiday Inn, Westbury
   - The Island Inn, Westbury
   - Courtyard by Marriott, Windsor
   - Sheraton Tobacco Valley Inn, Windsor
   - Holiday Inn-Proposed, Windsor Locks

  Delaware
   - Wilmington Hilton, Claymont
   - Rusty Rudder, Dewey Beach
   - Residence Inn-Proposed, Newark
   - Hilton Hotel, Wilmington
   - Hotel-Proposed, Wilmington
   - Marriott Suites, Wilmington
   - Residence Inn-Proposed, Wilmington

  District of Columbia
   - All Suite Hotel - Proposed, Washington
   - Bellevue Hotel, Washington
   - Canterbury Hotel, Washington
   - Capital Hilton, Washington
   - Capitol Hill Hotel, Washington
   - Castleton Hotel, Washington
   - Comfort Inn, Washington
   - Convention Center Inn, Washington
   - Dupont Plaza, Washington
   - Embassy Row Hotel, Washington
   - Fairfax Hotel, Washington
   - Fairmont Hotel, Washington
   - Four Seasons Hotel, Washington
   - General Scott Inn, Washington
   - Georgetown Hotel, Washington
   - Grand Hotel, Washington
   - Grand Hyatt, Washington
   - Hampshire House, Washington
   - Harambee House, Washington
   - Hay Adams Hotel, Washington
   - Holiday Inn Crowne Plaza, Washington
   - Holiday Inn-Capitol, Washington
   - Holiday Inn-Georgetown, Washington
   - Holiday Inn-Governor House, Washington
   - Hotel Washington, Washington
   - Howard Johnson, Washington
   - Hyatt Regency-Capitol, Washington
   - Hyatt-Convention Center, Washington
   - International Inn, Washington
   - Intrigue Hotel, Washington
   - Jefferson Hotel, Washington
   - Lombardy Tower Apartment Hotel, Washington
   - Madison Hotel, Washington
   - Manger Annapolis Hotel, Washington
   - Manger Hamilton Hotel, Washington
   - Manger Hay Adams Hotel, Washington
   - Marriott-Key Bridge, Washington
   - Mayflower Hotel, Washington
   - Omni Georgetown Hotel, Washington
   - Omni Shoreham Hotel, Washington
   - Park Terrace Hotel, Washington
   - Phoenix Park Hotel, Washington
   - Plaza Hotel, Washington
   - Potomac Hotel Group, Washington
   - Quality Inn-Capitol Hill, Washington
   - Quality Inn-Downtown, Washington
   - Ramada Inn-Central, Washington
   - Ramada Renaissance Hotel, Washington
   - Ritz-Carlton, Washington
   - River Inn, Washington
   - Riverside Towers, Washington
   - Sheraton City Centre, Washington
   - Sheraton Grand Hotel, Washington
   - Shoreham Hotel, Washington
   - St. James, Washington
   - State Plaza, Washington
   - Statler Hilton Hotel, Washington
   - Washington Hilton, Washington
   - Washington Plaza, Washington
   - Watergate Hotel, Washington
   - Wyndham Bristol Hotel, Washington

  Florida
   - Holiday Inn, Altamonte Springs
   - La Quinta, Altamonte Springs
   - Turnberry Isle Resort, Aventura
   - Boca Raton Hotel and Club, Boca Raton
   - Boca West, Boca Raton
   - Deerfield Beach Hilton, Boca Raton
   - Embassy Suites, Boca Raton
   - Park Place Suite Hotel, Boca Raton
   - Petite Suites, Boca Raton
   - Residence Inn, Boca Raton
   - Days Inn, Brandenton
   - South Seas Resort, Captive Island
   - Days Inn, Clearwater
   - Days Inn-Proposed, Clearwater
   - Holiday Inn - Central/Clearwater, Clearwater
   - La Quinta Inn, Clearwater
   - Sheraton Sand Key Hotel, Clearwater
   - Holiday Inn - Gulfview South, Clearwater Beach
   - Holiday Inn - Surfside North, Clearwater Beach
   - Howard Johnson, Clermont
   - Econolodge, Cocoa Beach
   - Hilton Hotel, Cocoa Beach
   - Holiday Inn, Cocoa Beach
   - Howard Johnson, Cocoa Beach
   - Perkins Restaurant, Cocoa Beach
   - Coconut Grove Hotel, Coconut Grove
   - Mayfair House, Coconut Grove
   - Proposed Hampton Inn, Coconut Grove
   - Biltmore Hotel, Coral Gables
   - Holiday Inn, Coral Gables
   - Holiday Inn (Court), Coral Gables
   - Plantation Hotel, Crystal River
   - Sheraton Inn, Cypress Gardens
   - Budget Inn, Davenport
   - Daytona Beach Surfside Regency, Daytona Beach
   - Howard Johnson, Daytona Beach
   - La Quinta Inn, Daytona Beach
   - Pirates Cove, Daytona Beach
   - Sheraton Inn, Daytona Beach
   - Crown Sterling Suites, Deerfield Beach
   - Days Inn, Deerfield Beach
   - Hilton Hotel, Deerfield Beach
   - Horizon Club, Deerfield Beach
   - Sheraton Inn, Deland
   - Hilton Hotel, Disney World
   - Holiday Inn, Edgewater
   - Knights Inn, Florida City
   - AmeriSuites Hotel-Proposed, Fort Lauderdale
   - Bahia Mar Hotel, Fort Lauderdale
   - Comfort Suites, Fort Lauderdale
   - Compri Hotel-Proposed, Fort Lauderdale
   - Costa Del Sol, Fort Lauderdale
   - Crown Sterling Suites, Fort Lauderdale
   - Days Inn, Fort Lauderdale
   - Embassy Suites Hotel, Fort Lauderdale
   - Executive House, Fort Lauderdale
   - Hilton Hotel, Fort Lauderdale
   - Hilton Inverrary, Fort Lauderdale
   - Holiday Inn - Galleria, Fort Lauderdale
   - Holiday Inn - North Beach, Fort Lauderdale
   - Holiday Inn-Proposed, Fort Lauderdale
   - Marriott Harbor Beach Hotel, Fort Lauderdale
   - Marriott Hotel & Marina, Fort Lauderdale
   - Marriott Hotel-Cypress Road, Fort Lauderdale
   - Pier 66 Hotel and Marina, Fort Lauderdale
   - Port Everglades Hotel, Fort Lauderdale
   - Stouffer Hotel, Fort Lauderdale
   - Days Inn, Fort Meyers
   - Courtyard by Marriott, Fort Myers
   - Holiday Inn, Fort Myers
   - La Quinta Hotel, Fort Myers
   - Sheraton Harbor Place-Proposed, Fort Myers
   - Sheraton Motor Inn, Fort Myers
   - Proposed Hotel, Fort Myers Beach
   - American Way, Fort Pierce
   - Days Inn, Fort Walton Beach
   - Holiday Inn - Airport, Fort.Lauderdale
   - Days Inn-University Center, Gainesville
   - Fairfield Inn, Gainesville
   - Howard Johnson Lodge-I-75, Gainesville
   - La Quinta Hotel, Gainesville
   - University Centre Hotel, Gainesville
   - Holiday Inn, Hialeah
   - Motel, Hillsboro Beach
   - Days Inn, Hollywood
   - Diplomat Hotel, Hollywood
   - Holiday Inn, Hollywood
   - Quality Suites - Oceanside, Indiatlantic
   - Hilton Inn, Inverrary
   - Best Inn, Jacksonville
   - Bradbury Suites-Proposed, Jacksonville
   - Compri Hotel-Proposed, Jacksonville
   - Courtyard By Marriott, Jacksonville
   - Days Inn, Jacksonville
   - Doubletree Club Hotel, Jacksonville
   - Hampton Inn, Jacksonville
   - Hotel-Proposed, Jacksonville
   - Jacksonville Hotel, Jacksonville
   - Residence Inn, Jacksonville
   - Sheraton Hotel, Jacksonville
   - Wyndham Lakes Hotel, Jacksonville
   - Sheraton Beach Hotel, Jensen Beach
   - Howard Johnson, Juno Beach
   - Hilton Hotel, Jupiter
   - Key Biscayne, Key Biscayne
   - Howard Johnson Lodge, Key Largo
   - Casa Marina Marriott, Key West
   - Fairfield Inn, Key West
   - Hampton Inn-Roosevelt Rd., Key West
   - Holiday Inn, Key West
   - Hyatt Hotel, Key West
   - La Concha Holiday Inn, Key West
   - Pier House Inn and Beach Club, Key West
   - Reach Hotel, Key West
   - Santa Maria Hotel, Key West
   - Timeshare Resort, Key West
   - Best Western Vacation Lodge, Kissimmee
   - Days Inn, Kissimmee
   - Days Inn West, Kissimmee
   - Days Lodge, Kissimmee
   - Howard Johnson Plaza Hotel, Kissimmee
   - Howard Johnson's, Kissimmee
   - KOA Campground, Kissimmee
   - Old Town Retail Complex, Kissimmee
   - Quality Suites, Kissimmee
   - Quality Suites-Maingate, Kissimmee
   - Save Inn, Kissimmee
   - Sheraton Lakeside, Kissimmee
   - Suite Hotel-Proposed, Kissimmee
   - Wynfield Inn, Kissimmee
   - Days Inn, Lake Buena Vista
   - Embassy Suites-Proposed, Lake Buena Vista
   - Hilton Hotel-Disney World, Lake Buena Vista
   - Marriott Orlando World Center, Lake Buena Vista
   - Days Inn, Lake City
   - Flagship Inn, Lake County
   - Travelodge Motel, Lake County
   - Lake Park Inn, Lake Park
   - Holiday Inn, Lake Placid
   - Hampton Inn-Proposed, Lakeland
   - Hotel-Proposed, Lakeland
   - Howard Johnson, Lakeland
   - Resort Hotel-Proposed, Lakeland
   - Resort-Imperial Lake-Prpsd., Lakeland
   - Proposed Hotel, Lee County
   - Sonesta Sanibel Harbour, Lee County
   - Holiday Inn, Lido Beach
   - Holiday Inn, Longboat Kay
   - Holiday Inn - Madiera Beach, Madiera
   - Howard Johnson, Marathon
   - Radisson Suite Resort, Marco Island
   - Holiday Inn, Marianna
   - Oceanfront Hotel, Melbourne
   - Quality Suites, Melbourne
   - Bahia Mar Hotel & Yachting Club, Miami
   - Biscayne Bay Marriott, Miami
   - Courtyard by Marriott, Miami
   - Crown Sterling Suites, Miami
   - Doral Ocean Beach Resort, Miami
   - Fairfield Inn, Miami
   - Hilton Hotel-Proposed, Miami
   - Holiday Inn Civic Center, Miami
   - Holiday Inn-Airport (Le Juene Rd.), Miami
   - Holiday Inn-Calder, Miami
   - Howard Johnson Hotel-Broad Causeway, Miami
   - Howard Johnson Hotel-Port of Miami, Miami
   - Howard Johnson Lodge-Golden Glades, Miami
   - Howard Johnson Lodge-Int'l Airport, Miami
   - Hyatt Regency Hotel, Miami
   - Inter-Continental Hotel, Miami
   - Jockey Club, Miami
   - Marriott Hotel-Downtown, Miami
   - Miami Airport Ramada, Miami
   - Proposed AmeriSuites, Miami
   - Propsed Hampton Inn, Miami
   - Residence Inn-Proposed, Miami
   - Sheraton River House, Miami
   - Sofitel Miami, Miami
   - Alexander Hotel, Miami Beach
   - Art Deco Hotel, Miami Beach
   - Cresent Timeshare, Miami Beach
   - Delano Hotel, Miami Beach
   - Doral Beach Hotel, Miami Beach
   - Eden Roc Hotel, Miami Beach
   - Fontainebleu Hotel, Miami Beach
   - Holiday Inn, Miami Beach
   - Holiday Inn-Central, Miami Beach
   - Holiday Inn-North, Miami Beach
   - Holiday Inn-Oceanside, Miami Beach
   - Holiday Inn-South, Miami Beach
   - Hotel-Proposed, Miami Beach
   - Nautilus Club Hotel, Miami Beach
   - Palm Resort on the Ocean, Miami Beach
   - Pan American Radisson, Miami Beach
   - Proposed Hotel, Miami Beach
   - Shelborne Beach Hotel, Miami Beach
   - Sheraton Beach, Miami Beach
   - Solymar Hotel-Proposed, Miami Beach
   - Quality Inn, Naples
   - Quality Inn-Gulfcoast, Naples
   - Registry Hotel at Pelican Bay, Naples
   - Registry Resort-Proposed, Naples
   - Super 8 Motel-Proposed, Naples
   - World Tennis Resort, Naples
   - Hyatt Newporter Hotel, Newport Beach
   - Hilton Hotel, North Redington Beach
   - Masters Economy Inn, North Seffner
   - Amfac Hotel, Orlando
   - Army lodging-Proposed, Orlando
   - Comfort Suites Hotel, Orlando
   - Compri Hotel-Airport-Proposed, Orlando
   - Compri Hotel-Proposed, Orlando
   - Courtyard - Orlando Airport, Orlando
   - Days Inn, Orlando
   - Days Inn and Lodge-Florida Mall, Orlando
   - Days Inn Civic Center, Orlando
   - Days Inn East of Universal Studios, Orlando
   - Days Inn-E/O Magic Kingdom, Orlando
   - Days Inn-Proposed, Orlando
   - Days Inn-Sandlake Road, Orlando
   - Days Suites-E/O Magic Kingdom, Orlando
   - Dolphin Hotel-Proposed, Orlando
   - Dutch Inn, Orlando
   - Embassy Suites, Orlando
   - Fairfield Inn, Orlando
   - Fairfield Inn-Airport, Orlando
   - Grand Cypress Resort, Orlando
   - Hampton Inn - Proposed, Orlando
   - Heritage Inn, Orlando
   - Holiday Inn Central Park, Orlando
   - Holiday Inn Crowne Plaza, Orlando
   - Holiday Inn-Airport, Orlando
   - Holiday Inn-International Drive, Orlando
   - Holiday Inn-Lee Road, Orlando
   - Holiday Inn-Maingate West, Orlando
   - Holiday Inn-Orange Blossom Trail, Orlando
   - Howard Johnson - Walt Disney World, Orlando
   - Howard Johnson-Kirkman, Orlando
   - Howard Johnson-Lake Holden, Orlando
   - Howard Johnson-Maingate, Orlando
   - Hyatt Grand Cypress, Orlando
   - Hyatt Regency Grand Cypress, Orlando
   - Hyatt-W. Irlo Bronson Mem. Hwy., Orlando
   - International Inn, Orlando
   - Kon Tiki Village, Orlando
   - La Quinta Hotel-Airport, Orlando
   - La Quinta Inn, Orlando
   - Omni Orlando, Orlando
   - Orlando Airport Hotel-Proposed, Orlando
   - Orlando Hamiton, Orlando
   - Orlando Plaza Hotel, Orlando
   - Orlando Twin Towers Hotel, Orlando
   - Park Suite Hotel-Proposed, Orlando
   - Peabody Hotel, Orlando
   - Princess Hotel and Spa, Orlando
   - Proposed Wellesley Inn, Orlando
   - Quality Inn, Orlando
   - Radisson Hotel-Aquatic Center, Orlando
   - Regency Inn, Orlando
   - Residence Inn By Marriott, Orlando
   - Rodeway Inn, Orlando
   - Save Inn, Orlando
   - Sheraton Jetport Inn, Orlando
   - Sheraton Lakeside, Orlando
   - Sheraton Twin Towers, Orlando
   - Sonesta Village Resort, Orlando
   - Stouffer Orlando Resort, Orlando
   - Swan Hotel-Proposed, Orlando
   - Thriftway Motel, Orlando
   - Wynfield Inn, Orlando
   - American Way, Osceola
   - Sheraton Gateway Motel, Osceola
   - Brazilian Court Hotel, Palm Beach
   - Heart of Palm Beach Hotel, Palm Beach
   - Hilton Inn, Palm Beach
   - Palm Court, Palm Beach
   - Holiday Inn, Palm Beach Garden
   - Days Inn, Panama City
   - Marriott's Bay Point, Panama City
   - Super 8, Panama City
   - Days Inn, Pensacola
   - Hilton Hotel, Pensacola
   - La Quinta Hotel, Pensacola
   - Residence Inn, Pensacola
   - Super 8, Pensacola
   - Proposed Hampton Inn, Pensacola Beach
   - Comfort Inn, Perdido Key
   - La Quinta, Pinellas County
   - Courtyard by Marriott, Plantation
   - Holiday Inn Plantation, Plantation
   - Sheraton Suites, Plantation
   - Days Inn, Pompano Beach
   - Palm-Aire Spa Resort, Pompano Beach
   - Lodge & Bath Club, Ponte Verde
   - Howard Johnson, Punta Gorda
   - Days Inn, Riviera Beach
   - Safety Harbor Spa, Safety Harbor
   - Holiday Inn, Saint Augustine
   - Howard Johnson, Saint Augustine
   - Courtyard by Marriott, Saint Petersburg
   - Don Ceahsar Beach Resort, Saint Petersburg
   - Hilton Hotel, Saint Petersburg
   - Howard Johnson, Saint Petersburg
   - Ramada Inn, Saint Petersburg
   - Residence Inn, Saint Petersburg
   - Saint Petersburg Motel, Saint Petersburg
   - Sheraton Hotel and Marina, Saint Petersburg
   - Vinoy Park Hotel, Saint Petersburg
   - Countryside Inn, Sanford
   - Days Inn, Sanford
   - Holiday Inn, Sanford
   - Azure Tides Resort-Proposed, Sarasota
   - Days Inn, Sarasota
   - Holiday Inn-Lido Beach, Sarasota
   - Proposed Hotel, Sarasota
   - Holiday Inn, Sebring
   - Embassy Suites, Singer Island
   - Hilton, Singer Island
   - Econo Lodge, Starke
   - Radisson Pan American Hotel, Sunny Isles
   - Best Inn, Tallahassee
   - Courtyard by Marriott, Tallahassee
   - Days Inn-Tallahassee, Tallahassee
   - American Way, Tampa
   - Courtyard by Marriott, Tampa
   - Days Inn, Tampa
   - Embassy Suites-Airport, Tampa
   - Hampton Inn-Airport, Tampa
   - Hilton-Airport, Tampa
   - Holiday Inn, Tampa
   - Holiday Inn Sahal Park, Tampa
   - Holiday Inn-Airport, Tampa
   - Manger Motor Inn, Tampa
   - Marriott Hotel, Tampa
   - Omni Tampa Hotel at Westshore, Tampa
   - Ramada Inn, Tampa
   - Rodeway Inn, Tampa
   - Saddlebrook Resort, Tampa
   - Sheraton Grand West, Tampa
   - Master Economy Inn, Tampa-East(Selfner)
   - Master Economy Inn, Tampa-North(Zephyrhills)
   - Days Inn, Vero Beach
   - Holiday Inn-Countryside, Vero Beach
   - Holiday Inn-Oceanside, Vero Beach
   - Saddlebrook Resort, Wesley Chapel
   - Courtyard by Marriott, West Melbourne
   - Airport Centre, West Palm Beach
   - Courtyard by Marriott, West Palm Beach
   - Days Inn, West Palm Beach
   - Field Palm Hotel, West Palm Beach
   - Hilton-Airport, West Palm Beach
   - Howard Johnson Lodge, West Palm Beach
   - Hyatt Hotel of the Palm Beaches, West Palm Beach
   - Royce Hotel, West Palm Beach
   - Masters Economy Inn, Zephyrhills

  Georgia
   - Atlanta Radisson Hotel, Atlanta
   - Atlanta Terrace Motel, Atlanta
   - Comfort Inn, Atlanta
   - Compri Hotel, Atlanta
   - Courtyard By Marriott-Airport North, Atlanta
   - Courtyard by Marriott-Airport South, Atlanta
   - Courtyard by Marriott-Cumberland, Atlanta
   - Courtyard by Marriott-Executive Pk., Atlanta
   - Courtyard by Marriott-Gwinnett, Atlanta
   - Courtyard by Marriott-Jimmy Carter, Atlanta
   - Courtyard by Marriott-PeachtrDunwdy, Atlanta
   - Courtyard by Marriott-Perimeter, Atlanta
   - Courtyard by Marriott-Rosewell, Atlanta
   - Courtyard by Marriott-Windy Hill, Atlanta
   - Cresthil Inn-Proposed, Atlanta
   - Days Inn, Atlanta
   - Days Inn - Northlake, Atlanta
   - Doubletree Hotel, Atlanta
   - Embassy Suites-Atlanta Perimeter, Atlanta
   - Embassy Suites-Buckhead, Atlanta
   - Embassy Suites-Galleria, Atlanta
   - F.W.W. Hotel, Atlanta
   - Fairfield Inn-Airport, Atlanta
   - Fairfield Inn-Gwinnett, Atlanta
   - Fairfield Inn-North Lake, Atlanta
   - Fairfield Inn-Northwest, Atlanta
   - Fairfield Inn-Peachtree, Atlanta
   - Fairfield Inn-South Lake, Atlanta
   - Hampton Inn-Airport, Atlanta
   - Hilton Inn, Atlanta
   - Holiday Inn Crowne Plaza, Atlanta
   - Holiday Inn-I-20 East, Atlanta
   - Holiday Inn-I-85 Monroe Drive, Atlanta
   - Holiday Inn-Perimeter Dunwooody, Atlanta
   - Hotel-Downtown-Proposed, Atlanta
   - Hotel-Proposed, Atlanta
   - Howard Johnson Hotel-Hartsfield, Atlanta
   - Howard Johnson-Airport, Atlanta
   - Howard Johnson-Northeast, Atlanta
   - Howard Johnson-Northwest, Atlanta
   - Howard Johnson-South, Atlanta
   - Hyatt Atlanta-Airport, Atlanta
   - La Quinta - Stone Mountain, Atlanta
   - La Quinta Hotel, Atlanta
   - La Quinta Hotel-West, Atlanta
   - Marriott Atlanta Airport, Atlanta
   - Marriott Hotel, Atlanta
   - Marriott Hotel-Downtown, Atlanta
   - Marriott Marquis, Atlanta
   - Marriott Suites Hotel-Proposed, Atlanta
   - Marriott-Perimeter, Atlanta
   - Master Economy Inn, Atlanta
   - Motel 6, Atlanta
   - Neighborhood Inn, Atlanta
   - Omni International Hotel, Atlanta
   - Perimeter North Inn, Atlanta
   - Proposed AmeriSuites, Atlanta
   - Quality Inn-Central, Atlanta
   - Radisson Inn, Atlanta
   - Ramada Inn-Perimeter, Atlanta
   - Residence Inn by Marriott-Dunwoody, Atlanta
   - Residence Inn-Airport, Atlanta
   - Residence Inn-Buckhead, Atlanta
   - Residence Inn-Northwest, Atlanta
   - Sheraton Century Center, Atlanta
   - Sheraton-Airport, Atlanta
   - Sporting Club at the Concourse, Atlanta
   - Stouffer Hotel-Proposed, Atlanta
   - Swissotel, Atlanta
   - Terrace Motel, Atlanta
   - Waverly Hotel, Atlanta
   - Westin Lenox Hotel, Atlanta
   - Westin Peachtree Plaza, Atlanta
   - Wyndham Garden Hotel, Atlanta
   - Hyatt Hotel, Atlanta Airport
   - Hampton Inn, Atlanta-Buckhead
   - Courtyard by Marriott, Augusta
   - Landmark Hotel, Augusta
   - Masters Economy Inn - Gordon Hwy., Augusta
   - Masters Economy Inn - Warner Robins, Augusta
   - Masters Economy Inn - Washington Rd, Augusta
   - Holiday Inn, Brunswick
   - Super 8, Brunswick
   - Days Inn, Calhoun
   - Super 8, Cartersville
   - Days Inn, Chamblee
   - Comfort Inn-Proposed, College Park
   - Holiday Inn Crowne Plaza, College Park
   - Courtyard by Marriott, Columbus
   - La Quinta Inn, Columbus
   - Super 8, Columbus
   - Best Inn, Dalton
   - Days Inn, Dalton
   - Holiday Inn-Proposed, Decatur
   - Sheraton Hotel, Decatur
   - Best Western-Perimeter-North, Doraville
   - Days Inn - Gwinnett, Duluth
   - Howard Johnson, Forsyth
   - Holiday Inn-Proposed, Gwinnett County
   - Holiday Inn, Jekyll Island
   - Jekyll Island Inn-Proposed, Jekyll Island
   - Hilton Hotel, Macon
   - Master Economy Inn, Macon
   - Best Inn, Marietta
   - Courtyard by Marriott-Delk Road, Marietta
   - Lafayette Hotel, Marietta
   - Hampton Inn, Marrietta (Atlanta)
   - Master Economy Inn, McDonough
   - Courtyard by Marriott-Perimeter, Norcross
   - Motel 6, Norcross
   - Hilton Hotel, Peachtree Corners
   - Super 8, Rome
   - Best Western, Savannah
   - Courtyard by Marriott, Savannah
   - Days Inn, Savannah
   - Days Inn-Bay Street, Savannah
   - Days Inn-Mall Blvd., Savannah
   - Fairfield Inn, Savannah
   - Hotel-Proposed, Savannah
   - Mulberry Inn, Savannah
   - Radisson Hotel-Proposed, Savannah
   - Royal Savannah, Savannah
   - Sheraton Savannah Resort & C.C., Savannah
   - Town and Country Motel, Savannah
   - Days Inn, Savannah Beach
   - Howard Johnson, Smyrna
   - Master Economy Inn, Tilton
   - Courtyard by Marriott-Northlake, Tucker
   - Master Economy Inn, Warner Robins
   - Super 8, Warner Robins

  Hawaii
   - Hyatt Regency Waikoloa, Hawaii
   - Mauna Kea Hotel, Hawaii
   - Kahala Hilton, Honolulu
   - Plaza Hotel, Honolulu
   - Waikiki Beachcomber, Honolulu
   - Waikiki Hobron, Honolulu
   - Coco Palms Resort, Kauai
   - Kauai Surf Hotel, Kauai
   - Westin Kauai-Kauai Lagoons Resort, Kauai
   - Westin Kauai-Proposed, Kauai
   - Kona Village, Kona
   - Royal Sea Cliff Resort, Kona
   - Westin Kauai at Kauai Lagoon, Lihue
   - Hyatt Regency, Maui
   - Marriott Resort, Maui
   - Maui Lu Hotel, Maui
   - Maui Surf Hotel, Maui
   - Westin Maui, Maui
   - Hawaiian Regent Hotel-Waikiki Beach, Oahu
   - Hotel-Proposed-Schofield Barracks, Oahu
   - Hyatt Regency Waikiki, Oahu
   - Kiahuna Plantation, Poipu Beach, Kauai
   - Transient Lodging Facilities, Schofield Barracks
   - Hilton Hawaiian Village, Waikiki
   - Grand Hyatt Wailea, Wailea

  Idaho
   - Compri Hotel, Boise
   - Holiday Inn, Boise
   - Holiday Inn-Airport, Boise
   - Red Lion Inn, Boise
   - Super 8, Boise
   - Motel 6, Coeur d'Alene
   - Super 8, Coeur d'Alene
   - Proposed Motel, Coure d'Alene
   - Super 8, Lewiston
   - Cotton Tree Inn, Pocatello
   - Super 8, Sand Point
   - Busterback Ranch, Sawtooth Valley

  Illinois
   - Arlington Park Hilton, Arlington Heights
   - Church Creek, Arlington Heights
   - Courtyard by Marriott, Arlington Heights
   - La Quinta Hotel, Arlington Heights
   - Hampton Inn-Proposed, Bedford Park
   - Best Inn, Bloomington
   - Fairfield Inn-Normal, Bloomington
   - Holiday Inn, Bloomington
   - Indian Lakes Resort, Bloomington
   - Ramada Inn, Bloomington
   - Super 8, Bloomington
   - Cresthil-Proposed, Buffalo Grove
   - Holiday Inn, Champaign
   - La Quinta Inn, Champaign
   - Radisson Suites - Champaign, Champaign
   - Suite Hotel-Proposed, Champaign
   - Super 8, Champaign
   - Ambassador West Hotel, Chicago
   - Americana Congress, Chicago
   - Conrad Hilton Hotel, Chicago
   - Courtyard by Marriott-Glenview, Chicago
   - Courtyard by Marriott-Highland, Chicago
   - Courtyard by Marriott-Lincoln, Chicago
   - Courtyard by Marriott-O'Hare, Chicago
   - Courtyard by Marriott-Waukegan, Chicago
   - Courtyard by Marriott-Woodale, Chicago
   - Days Inn, Chicago
   - Executive House, Chicago
   - Fairfield Inn-Lansing, Chicago
   - Fairfield Inn-Willowbrook, Chicago
   - Fairmont Hotel, Chicago
   - Guest Quarters Hotel, Chicago
   - Hilton and Towers, Chicago
   - Hilton-O'Hare, Chicago
   - Holiday Inn-Merchandise Mart, Chicago
   - Howard Johnson-O'Hare Int'l Airport, Chicago
   - Hyatt Regency, Chicago
   - Hyatt Suites Hotel, Chicago
   - Inter-Continental Hotel-Proposed, Chicago
   - La Quinta Inn - Hoffman Est., Chicago
   - Le Meridien, Chicago
   - Lenox House, Chicago
   - Lincoln Hotel, Chicago
   - Mark Twain Hotel, Chicago
   - Marriott-O'Hare, Chicago
   - Mayfair Regent, Chicago
   - McClurg Holiday Inn, Chicago
   - McCormick Inn Hotel, Chicago
   - Morton Hotel, Chicago
   - Omni Ambassador East, Chicago
   - Omni Morton Hotel, Chicago
   - Palmer House Hotel, Chicago
   - Ramada Inn - Lakeshore, Chicago
   - Ramada O'Hare, Chicago
   - Residence Inn-Deerfield, Chicago
   - Residence Inn-Lombard, Chicago
   - Sheraton Hotel-Downtown, Chicago
   - Sheraton Hotel-Proposed, Chicago
   - Sheraton O'Hare, Chicago
   - Sheraton Plaza Hotel, Chicago
   - Summerfield Suites Hotel, Chicago
   - Swissotel, Chicago
   - Tremont Hotel, Chicago
   - Westin Hotel, Chicago
   - Whitehall Hotel, Chicago
   - Hilton Hotel, Collinsville
   - Holiday Inn, Collinsville
   - Super 8, Columbus
   - Super 8, Crystal Lake
   - Super 8, Decatur
   - Courtyard by Marriott, Deerfield
   - Embassy Suites, Deerfield
   - Marriott Suites Hotel, Deerfield
   - Holiday Inn-Chicago, Des Plaines
   - Hotel-Proposed, Des Plaines
   - Compri Hotel-Proposed, Downers Grove
   - Radisson Suite Hotel, Downers Grove
   - Best Inn, Effingham
   - Ramada Inn, Elgin
   - Hampton Inn, Elk Grove Village
   - Marriott Suites, Elk Grove Village
   - Holiday Inn, Elmhurst
   - Orrington Hotel, Evanston
   - Drury Inn, Fairview Heights
   - Conference Center & Resort-Proposed, Fox Lake
   - Holiday Inn, Freeport
   - Hotel-Proposed, Gurnee
   - La Quinta Hotel, Hoffman Estates
   - Carson Inn, Itasca
   - Hamilton Wyndham, Itasca
   - Nordic Hills, Itasca
   - Holiday Inn, Joliet
   - Proposed Harrah's Riverboat, Joliet
   - Days Inn, Kankakee
   - Holiday Inn, LaSalle
   - Marriott Hotel, Lincolnshire
   - Hilton Inn, Lisle
   - Holiday Inn Crowne Plaza, Lisle
   - Embassy Suites, Lombard
   - Holiday Inn, Macomb
   - Best Inn, Marion
   - Best Inn, Mount Vernon
   - Holiday Inn, Mount Vernon
   - Ramada Inn, Mount Vernon
   - Courtyard by Marriott, Naperville
   - Ramada Inn, Naperville
   - Sheraton Naperville, Naperville
   - O'Hareport Hotel, Northlake
   - Courtyard by Marriott, Oakbrook Terrace
   - Super 8, Okawville
   - Fairfield Inn, Peoria
   - Days Inn, Peru
   - Super 8, Peru
   - Courtyard by Marriott, Rockford
   - Fairfield Inn, Rockford
   - Hampton Inn, Rockford
   - Embassy Suites, Rosemont
   - Quality Inn/Clarion, Rosemont
   - Sheraton Int'l At O'Hare, Rosemont
   - Holiday Inn, Salem
   - Compri Hotel, Schaumburg
   - Embassy Suites, Schaumburg
   - Marriott Schaumburg, Schaumburg
   - Holiday Inn, South Beloit
   - Ramada Renaissance Hotel, Springfield
   - Sheraton Inn, Springfield
   - Super 8-East, Springfield
   - Super 8-South, Springfield
   - Jumer's Castle, Urbana
   - Best Inn, Waukegan
   - Super 8, Waukegan

  Indiana
   - Clarion Fourwinds Inn, Bloomington
   - Holiday Inn, Bloomington
   - Inn at the Four Winds, Bloomington
   - Ramada Inn, Bloomington
   - Harbor Point Resort, Brookville Lake
   - Super 8, Columbus
   - Best Inn, Fort Wayne
   - Hilton, Fort Wayne
   - Downtown Hotel, Gary
   - Sheraton, Gary
   - Holiday Inn, Goshen
   - Howard Johnson, Hammond
   - Quality Inn, Hammond
   - Courtyard by Marriott-Airport, Indianapolis
   - Courtyard by Marriott-Carmel, Indianapolis
   - Courtyard by Marriott-Castleton, Indianapolis
   - Embassy Suites-Claypool Center, Indianapolis
   - Fairfield Inn-Castleton, Indianapolis
   - Fairfield Inn-College Park, Indianapolis
   - Hampton Inn-Proposed, Indianapolis
   - Hilton Hotel-Airport, Indianapolis
   - Hilton Inn-Downtown, Indianapolis
   - Holiday Inn-South, Indianapolis
   - Holiday Inn-Southeast, Indianapolis
   - Knights Inn, Indianapolis
   - Midway Motor Lodge, Indianapolis
   - Mohawk Inn, Indianapolis
   - Motel 6, Indianapolis
   - Proposed Fairfield Inn, Indianapolis
   - Proposed Residence Inn, Indianapolis
   - Radisson, Indianapolis
   - Ramada-Airport, Indianapolis
   - Wyndham Garden Hotel, Indianapolis
   - La Quinta Inn, Indianapolis Airport
   - Hilton Inn, Jeffersonville
   - Holiday Inn, La Porte
   - Days Inn, Lafayette
   - Holiday Inn, Lafayette
   - Cotton Mill Inn-Proposed, Madison
   - Hampton Inn, Merrillville
   - Holiday Inn Express, Merrillville
   - La Quinta Inn, Merrillville
   - Hotel Roberts, Muncie
   - Radisson Hotel, Muncie
   - Brown County Inn, Nashville
   - Holiday Inn, Portage
   - Knights Inn, Richmond
   - Holiday Inn, South Bend
   - Howard Johnson, South Bend
   - Signature Inn, Terre Haute
   - Super 8, Terre Haute
   - Courtyard Conversion, Valparaiso
   - Holiday Inn, Vincennes

  Iowa
   - Holiday Inn-Gateway Center, Ames
   - Holiday Inn, Cedar Falls
   - Collins Plaza, Cedar Rapids
   - Holiday Inn, Cedar Rapids
   - Roosevelt Hotel, Cedar Rapids
   - Super 8, Davenport
   - Courtyard by Marriott, Des Moines
   - Fairfield Inn, Des Moines
   - Holiday Inn, Des Moines
   - Holiday Inn - West, Des Moines
   - Holiday Inn-Downtown, Des Moines
   - Holiday Inn-North, Des Moines
   - Ramada Inn, Des Moines
   - Super 8-North, Des Moines
   - Super 8-West, Des Moines
   - Holiday Inn, Iowa City

  Kansas
   - Embassy Suites, Kansas City
   - Fairfield Inn-Overland Park, Kansas City
   - Holiday Inn-Mission Overland Park, Kansas City
   - Fairfield Inn, Kansas City West
   - Holiday Inn, Lawrence
   - University Inn, Lawrence
   - Holiday Inn, Manhattan
   - Courtyard by  Marriott, Overland Park
   - Hampton Inn-Proposed, Overland Park
   - Marriott Hotel, Overland Park
   - Park Inn International, Topeka
   - Super 8, Topeka
   - Canterbury Inn, Wichita
   - Former Sheraton Hotel, Wichita
   - Hilton-East, Wichita
   - Marriott Hotel, Wichita
   - Comfort Inn, Winfield

  Kentucky
   - Conference Center-Proposed, Boone County
   - Howard Johnson, Bowling Green
   - Brown County Inn, Brown County
   - Holiday Inn, Corbin
   - Hotel-Proposed, Covington
   - Thomas More Centre, Crestville Hill
   - Comfort Inn, Elizabethtown
   - Signature Inn, Elkhart
   - Holiday Inn, Florence
   - Signature Inn, Florence
   - Drawbridge Inn, Fort Mitchell
   - Days Inn, Georgetown
   - Days Inn, Henderson
   - Holiday Inn, Henderson
   - Bluegrass Motor Inn, Lexington
   - Courtyard by Marriott, Lexington
   - Holiday Inn, Lexington
   - Holiday Inn-East, Lexington
   - Holiday Inn-North, Lexington
   - Hyatt Hotel, Lexington
   - Knights Inn, Lexington
   - Super 8-Proposed, London
   - Brown Hotel, Louisville
   - Courtyard by Marriott-East, Louisville
   - Holiday Inn, Louisville
   - Holiday Inn South, Louisville
   - Holiday Inn-Central, Louisville
   - Holiday Inn-Northeast, Louisville
   - Ramada Inn, Louisville
   - Ramada Inn-East, Louisville
   - Signature Inn, Louisville
   - Days Inn, Madisonville
   - Executive Inn, Owensboro
   - Super 8-Proposed, Radcliff
   - Holiday Inn, Richmond

  Louisiana
   - Howard Johnson, Alexandria
   - Capital House, Baton Rouge
   - Convention Center Hotel-Proposed, Baton Rouge
   - Courtyard by Marriott, Baton Rouge
   - Crown Sterling Suites, Baton Rouge
   - Embassy Suites, Baton Rouge
   - Hilton Hotel, Baton Rouge
   - Holiday Inn-East, Baton Rouge
   - Holiday Inn-South, Baton Rouge
   - Holiday Inn-West, Baton Rouge
   - La Quinta Inn, Baton Rouge
   - Prince Murat Hotel, Baton Rouge
   - Proposed Homewood Suites, Baton Rouge
   - Quality Inn, Bossier City
   - Ramada Inn, Hammond
   - Ramada Inn, Houma
   - Holiday Inn - New Orleans, Kenner
   - Sheraton, Kenner
   - Hilton Hotel, Lafayette
   - La Quinta Hotel, Lafayette
   - Gateway Hotel, Metairie
   - Howard Johnson-Airport, Metairie
   - Canal Street Hotels L.P., New Orleans
   - Clarion Hotel, New Orleans
   - Days Inn, New Orleans
   - Fairmont Roosevelt Hotel, New Orleans
   - Hampton Inn-Proposed, New Orleans
   - Holiday Inn Crowne Plaza, New Orleans
   - Hostellerie de la Poste, New Orleans
   - Hotel Meridien, New Orleans
   - Hyatt Regency, New Orleans
   - Iberville Hotel, New Orleans
   - Inter-Continental Hotel, New Orleans
   - La Quinta Inn, New Orleans
   - Landmark Bourbon, New Orleans
   - Le Meridien New Orleans, New Orleans
   - Maison Dupuy, New Orleans
   - Marriott Hotel, New Orleans
   - Omni Royal Orleans, New Orleans
   - Ramada Inn, New Orleans
   - Saint Louis Hotel, New Orleans
   - St. Ann/Marie Antoinette, New Orleans
   - Warwick, New Orleans
   - Westin Hotel, New Orleans
   - Residence Inn, Shreveport
   - Super 8, Shreveport

  Maine
   - Hilton Inn, Bangor
   - Ramada Inn, Bangor
   - Residence Inn by Marriott-Proposed, Bangor
   - Inn By The Sea, Cape Elizabeth
   - Hotel-Proposed, Orchard Beach
   - Hotel-Proposed, Portland
   - Portland Regency, Portland
   - Ramada Inn, Portland
   - Sheraton Tara Portland, Portland
   - Susse Chalet, Portland
   - Susse Chalet, Portland (In-town)
   - Keddy's Motor Inn of Maine, Presque Isle
   - Hampton Inn, South Portland
   - Sheraton Inn, South Portland

  Maryland
   - Budget Hotel-Proposed, Aberdeen
   - Chesapeake House, Aberdeen
   - Holiday Inn, Aberdeen
   - Motel-Proposed, Aberdeen
   - Annapolis Hotel, Annapolis
   - Courtyard by Marriott-Riva Road, Annapolis
   - Governor Calvert House, Annapolis
   - Historic Inns of Annapolis, Annapolis
   - Hotel-Proposed, Annapolis
   - Howard Johnson, Annapolis
   - Marriott Hotel, Annapolis
   - Maryland Inn, Annapolis
   - Quality Royale Hotel, Annapolis
   - Ramada Hotel, Annapolis
   - Robert Johnson House, Annapolis
   - Brookshire Hotel, Baltimore
   - Courtyard by Marriott-BWI Airport, Baltimore
   - Days Inn, Baltimore
   - Harbor Court Hotel, Baltimore
   - Harrison's at Pier 5, Baltimore
   - Hilton Hotel, Baltimore
   - Holiday Inn-Belmont Blvd., Baltimore
   - Holiday Inn-Cromwell Bridge, Baltimore
   - Holiday Inn-Glen Burnie, Baltimore
   - Holiday Inn-Inner Harbor, Baltimore
   - Holiday Inn-Int'l Airport, Baltimore
   - Holiday Inn-Moravia Road, Baltimore
   - Holiday Inn-Pikesville, Baltimore
   - Holiday Inn-South Glen Burnie, Baltimore
   - Hotel-Proposed, Baltimore
   - Howard Johnson-Proposed, Baltimore
   - Johns Hopkins Hotel-Proposed, Baltimore
   - Lord Baltimore Hotel, Baltimore
   - Omni International Hotel, Baltimore
   - Ramada Inn-I-695 West, Baltimore
   - Susse Chalet, Baltimore
   - Susse Chalet Inn-BWI Airport, Baltimore
   - Susse Chalet Inn-Golden Ring, Baltimore
   - Bethesda Metro Center, Bethesda
   - Guest Quarters, Bethesda
   - Hyatt Regency Hotel, Bethesda
   - Linden Hill Hotel, Bethesda
   - Omni Linden Hotel, Bethesda
   - Residence Inn, Bethesda
   - Bethseda Metro Center, Bethseda
   - Guest Quarters, Bethseda
   - Residence Inn - Proposed, Bethseda
   - Comfort Suites-Proposed, Bowie
   - Days Inn, Capital Heights
   - Residence Inn, Cockneysville
   - Abbey, College Park
   - Best Western Maryland, College Park
   - Holiday Inn, College Park
   - Sheraton Inn, Dorsey
   - Days Inn, Easton
   - Mariner Inn, Easton
   - Holiday Inn, Frederick
   - Compri Hotel, Gaithersburg
   - Marriott Hotel, Gaithersburg
   - Century XXI Resort, Germantown
   - Comfort Inn, Germantown
   - Hampton Inn, Glen Burnie
   - Residence Inn-Proposed, Greenbelt
   - Courtyard by Marriott, Hunt Valley
   - Hunt Valley Embassy Suites, Hunt Valley
   - Hunt Valley Marriott, Hunt Valley
   - Susse Chalet Inn, Jessup
   - Courtyard by Marriott, Landover
   - Quality Inn-Proposed, Landover
   - Days Inn, Lanham
   - Best Western Maryland, Laurel
   - Days Inn, Laurel
   - Holiday Inn, Laurel
   - Susse Chalet, Linthicum
   - Howard Johnson Plaza Hotel, New Carrollton
   - Carousel Hotel, Ocean City
   - Days Inn, Ocean City
   - Susse Chalet, Oxon Hill
   - Hotel-Proposed, Prince Georges County
   - Budget Hotel-Proposed, Rockville
   - Comfort Inn, Rockville
   - Courtyard by Marriott, Rockville
   - Days Inn-Congressional Park, Rockville
   - Holiday Inn Crowne Plaza, Rockville
   - Quality Inn-Proposed, Rockville
   - Ramada Inn, Rockville
   - Salisbury Hotel, Salisbury
   - Sheraton Hotel, Salisbury
   - Courtyard by Marriott, Silver Spring
   - Quality Inn-Proposed, Silver Spring
   - Comfort Inn-Proposed, Solomons Island
   - Holiday Inn, Towson
   - Quality Inn-Proposed, Westminster

  Massachusetts
   - Susse Chalet, Amsbury
   - Courtyard by Marriott, Andover
   - Marriott Hotel, Andover
   - Stouffer Bedford Glen Hotel, Bedford
   - Anthony's Pier Four, Boston
   - Battery Wharf Hotel-Proposed, Boston
   - Boston Harbor Hotel, Boston
   - Boston World Trade Center, Boston
   - Bostonian Hotel, Boston
   - Colonnade Hotel, Boston
   - Commonwealth Center Hotel, Boston
   - Compri Hotel-Proposed, Boston
   - Copley Plaza Hotel, Boston
   - Courtyard by Marriott-Foxborough, Boston
   - Econo Lodge-Proposed, Boston
   - Harborside Conf. Center-Proposed, Boston
   - Hilton-Back Bay, Boston
   - Hilton-Logan, Boston
   - Holiday Inn-Government Center, Boston
   - Hotel - Proposed, Boston
   - Hyatt Fan Pier-Proposed, Boston
   - Hyatt Harborside-Proposed, Boston
   - Lafayette Hotel, Boston
   - Lenox Hotel, Boston
   - Marriott Copley Place, Boston
   - Meridien Hotel, Boston
   - Omni Parker House, Boston
   - Residence Inn, Boston
   - Ritz-Carlton, Boston
   - Statler Hilton Hotel, Boston
   - Tremont House Hotel, Boston
   - World Trade Center Hotel - Proposed, Boston
   - Marriott Hotel, Boston/Newton
   - Sheraton Tara Hotel, Braintree
   - Ocean Edge Inn & Conference Center, Brewster
   - Holiday Inn, Brookline
   - Days Inn, Burlington
   - Charles Hotel, Cambridge
   - Hyatt Hotel, Cambridge
   - Royal Sonesta Hotel, Cambridge
   - The Charles Hotel, Cambridge
   - Chatham Bars Inn, Chatham
   - Chelmsford Radisson Hotel, Chelmsford
   - Best Western Motor Lodge, Chicopee
   - Cummington Farm Resort-Proposed, Cummington
   - Appleton Inn, Danvers
   - Howard Johnson Hotel, Danvers
   - Radisson Ferncroft Hotel, Danvers
   - Residence Inn - Proposed, Danvers
   - Dedham Comfort Inn, Dedham
   - Holiday Inn, Dedham
   - Wequassett Inn, East Harwich
   - Harbor View Hotel, Edgartown
   - Kelley House, Edgartown
   - Airport Inn, Fall River
   - Sea Crest Hotel, Falmouth
   - Sheraton Inn, Falmouth
   - Radisson Hotel, Ferncroft
   - Sheraton Tara Hotel, Framingham
   - Hotel-Proposed, Franklin
   - Hotel-Proposed, Haverhill
   - Susse Chalet, Holyoke
   - Dunfey Hyannis Hotel, Hyannis
   - Heritage House Hotel, Hyannis
   - Holiday Inn, Hyannis
   - Sheraton Regal Inn, Hyannis
   - Tara Hyannis, Hyannis
   - Canyon Ranch-Berkshires, Lenox
   - Cranwell Hotel and Conference Ctr., Lenox
   - Spa/Resort-Proposed, Lenox
   - Holiday Inn, Leominster
   - Lexington Sheraton, Lexington
   - Residence Inn-Proposed, Littleton
   - Appleton Inn, Lowell
   - Hilton Hotel, Lowell
   - Town House Motor Inn, Lowell
   - Holiday Inn, Marlboro
   - Susse Chalet, Middleboro
   - Sheraton Milford Hotel, Milford
   - Holiday Inn, Natick
   - Skipper's Inn, New Bedford
   - Days Inn, Newton
   - Howard Johnson, Newton
   - Marriott Hotel, Newton
   - Sheraton - Wayfarer, Newton
   - Sheraton Tara, Newton
   - Susse Chalet, Newton
   - North Adams Inn, North Adams
   - Hilton Inn, Northampton
   - Hotel Northampton, Northampton
   - Factory Mutual Hotel, Norwood
   - University Inn, Oxford
   - Holiday Inn, Peabody
   - Berkshire Commons Hotel, Pittsfield
   - Hotel-Proposed, Plymouth
   - Hawthorne Hotel, Salem
   - Days Inn, Saugus
   - Susse Chalet, Seekonk
   - Howard Johnson, Somerset
   - Somerset Omni, Somerset
   - Federal House Inn, South Lee
   - Holiday Inn, Springfield
   - Howard Johnson, Springfield
   - Monarch Place, Springfield
   - Treadway Inn, Springfield
   - Publick House, Sturbridge
   - Sheraton, Sturbridge
   - Regency Inn of Taunton, Taunton
   - Holiday Inn, Tewksbury
   - Susse Chalet, Tewksbury
   - Susse Chalet, Waltham
   - Vista Waltham House, Waltham
   - Hampton Inn, West Springfield
   - Westford Regency Hotel, Westford
   - The Westminster Village Inn, Westminster
   - The Orchards, Williamstown
   - Treadway Inn, Williamstown
   - Days Inn, Woburn
   - Howard Johnson, Woburn
   - Radisson Hotel, Woburn
   - Ramada Inn, Woburn
   - Susse Chalet, Woburn
   - Marriott Hotel, Worcester
   - Alladin Motor Inn, Yarmouth
   - Flagship Motor Inn, Yarmouth
   - Gull Wing Suites Hotel, Yarmouth

  Michigan
   - Motel-Proposed, Adrian
   - Ramada Inn, Allen Park
   - Holiday Inn-Alpena, Alpena
   - Compri Hotel-Proposed, Ann Arbor
   - Hampton Inn-North, Ann Arbor
   - Hampton Inn-South, Ann Arbor
   - Hilton Hotel, Ann Arbor
   - Holiday Inn-East, Ann Arbor
   - Holiday Inn-West, Ann Arbor
   - Residence Inn, Ann Arbor
   - Sheraton Hotel, Ann Arbor
   - AmeriSuites Hotel-Proposed, Auburn Hills
   - Holiday Inn, Auburn Hills
   - Knights Inn, Battle Creek
   - Super 8, Battle Creek
   - Bay Valley Inn, Bay City
   - Howard Johnson, Belleville
   - Fairfield Inn-Airport, Charlotte
   - Courtyard by Marriott, Dearborn
   - Courtyard by Marriott-Airport, Detroit
   - Courtyard by Marriott-Auburn Hills, Detroit
   - Courtyard by Marriott-Livonia, Detroit
   - Days Inn, Detroit
   - Downtown Hotel-Proposed, Detroit
   - Fairfield Inn-Airport, Detroit
   - Fairfield Inn-Auburn Hills, Detroit
   - Fairfield Inn-Warren, Detroit
   - Fairfield Inn-West, Detroit
   - Golden Harp, Detroit
   - Hampton Inn, Detroit
   - Hilton-Airport, Detroit
   - Hilton-North Field, Detroit
   - Holiday Inn, Detroit
   - Holiday Inn-Metro Airport, Detroit
   - Hotel Pontchartrain, Detroit
   - Omni Detroit, Detroit
   - Westin Hotel Renaissance Center, Detroit
   - Holiday Inn, East Lansing
   - Holiday Inn-Proposed, East Lansing
   - Knights Inn, Flint
   - Amway Hotel, Grand Rapids
   - Holiday Inn, Grand Rapids
   - Grand Traverse Resort, Grand Traverse Village
   - Holiday Inn, Howell
   - Jackson Hotel, Jackson
   - Fairfield Inn, Kalamazoo
   - Hilton-Kalamazoo Center, Kalamazoo
   - Holiday Inn, Kalamazoo
   - Radison Plaza Hotel, Kalamazoo
   - Residence Inn, Kalamazoo
   - Super 8, Kalamazoo
   - Embassy Suites-Proposed, Lansing
   - Holiday Inn, Lansing
   - Motel 6, Lansing
   - Quality Suites Hotel, Lansing
   - Compri Hotel-Proposed, Livonia
   - Embassy Suites, Livonia
   - Embassy Suites-Proposed, Livonia
   - Holiday Inn, Livonia
   - Marriott Hotel, Livonia
   - Fairfield Inn, Madison Heights
   - Residence Inn, Madison Heights
   - Holiday Inn, Marquette
   - Knights Inn, Monroe
   - Comfort Inn-Proposed, Mount Clemens
   - Holiday Inn, Muskegan
   - Super 8, Muskegon
   - Hilton Hotel, Novi
   - Holiday Inn-Petoskey, Petoskey
   - Mayflower Hotel, Plymouth
   - Inn at the Bridge, Port Huron
   - Radisson Hotel, Romulus
   - Holiday Inn-East, Saginaw
   - Super 8, Saginaw
   - Courtyard by Marriott, Southfield
   - Embassy Suites, Southfield
   - Hilton Hotel, Southfield
   - Marriott Hotel, Southfield
   - Ramada Inn, Southfield
   - Residence Inn, Southfield
   - The Garden Inn, Southfield
   - Comfort Suites-Proposed, Sterling Heights
   - Holiday Inn, Sturgis
   - Grand Traverse Resort, Traverse City
   - Hampton Inn, Traverse City
   - Park Place Hotel, Traverse City
   - Courtyard by Marriott, Troy
   - Holiday Inn, Troy
   - Marriott, Troy
   - Residence Inn, Troy
   - Courtyard by Marriott, Warren
   - Days Inn, Warren
   - Holiday Inn, Warren
   - Motel 6, Warren
   - Residence Inn, Warren
   - Van Dyke Hotel & Conference Center, Warren
   - Bob Evans Restaurant, Wyoming
   - Super 8, Wyoming
   - Radisson Resort-Conference Center, Ypsilanti

  Minnesota
   - Embassy Suites, Bloomington
   - Hilton Airport Hotel, Bloomington
   - Hilton Hotel, Bloomington
   - Howard Johnson Lodge, Bloomington
   - Marriott Hotel, Bloomington
   - Ramada Inn, Bloomington
   - Days Inn - Minneapolis, Brooklyn Center
   - Residence Inn, Eagan
   - Compri Hotel-Proposed, Minneapolis
   - Courtyard by Marriott-Eden Prairie, Minneapolis
   - Courtyard by Marriott-Mendota, Minneapolis
   - Days Inn, Minneapolis
   - Dyckman Hotel, Minneapolis
   - Hilton Inn, Minneapolis
   - Holiday Inn-Downtown, Minneapolis
   - Hotel-Proposed, Minneapolis
   - Luxeford Hotel, Minneapolis
   - Marquette, Minneapolis
   - Marriott City Center Hotel, Minneapolis
   - Marriott-Minnetonka, Minneapolis
   - Motel 6, Minneapolis
   - Omni-Northstar, Minneapolis
   - Radisson Hotel, Minneapolis
   - Ramada Inn, Minneapolis
   - Sheraton Minneapolis, Minneapolis
   - Sofitel, Minneapolis
   - Motel-Proposed, Montevideo
   - Days Inn, Plymouth
   - Hotel-Proposed, Rochester
   - Howard Johnson, Rochester
   - Motel 6, Rochester
   - Radisson Hotel, Rochester
   - Days Inn, Roseville
   - Holiday Inn, Saint Paul
   - Holiday Inn-Town Square, Saint Paul
   - Hotel-Proposed, Saint Paul
   - Inn and Expo Center, Saint Paul
   - World Trade Hotel, Saint Paul
   - Wayzata Conference Center, Wayzata

  Mississippi
   - Howard Johnson, Biloxi
   - Holiday Inn, Greenwood
   - Motel 6, Hattlesburg
   - Hampton Inn, Jackson
   - Howard Johnson, Jackson
   - Ramada Inn-Proposed, Jackson
   - Residence Inn, Jackson
   - Cabot Lodge, Ridgeland
   - Holiday Inn, Vicksburg

  Missouri
   - Ramada Inn, Columbia
   - Howard Johnson-North St. Louis, Hazelwood
   - Super 8, Independence
   - La Quinta Inn, Jackson - North
   - Capital Plaza, Jefferson City
   - Ramada Inn, Jefferson City
   - Days Inn, Joplin
   - Super 8, Joplin
   - Allis Plaza, Kansas City
   - Americana Hotel, Kansas City
   - AmeriSuites Hotel-Proposed, Kansas City
   - Doubletree Hotel, Kansas City
   - Embassy Suites, Kansas City
   - Fairfield Inn-West, Kansas City
   - Hilton - Proposed, Kansas City
   - Hilton Inn, Kansas City
   - Historic Suites Hotel, Kansas City
   - Holiday Inn, Kansas City
   - Holiday Inn Crowne Plaza, Kansas City
   - Holiday Inn-Proposed, Kansas City
   - Proposed Sheraton Hotel, Kansas City
   - Radisson Suite Hotel, Kansas City
   - Resort Hotel - Proposed, Kansas City
   - Marriott-Tan-Tar-A, Lake of the Ozarks
   - Super 8, Liberty
   - Super 8, North Kansas City
   - Inn at Grand Glaize, Osage Beach
   - Super 8, Saint Joseph
   - Clarion, Saint Louis
   - Courtyard by Marriott-Creve Coeur, Saint Louis
   - Courtyard by Marriott-Downtown, Saint Louis
   - Courtyard by Marriott-Westport, Saint Louis
   - Days Inn, Saint Louis
   - Doubletree Hotel, Saint Louis
   - Drury Inn, Saint Louis
   - Embassy Suites, Saint Louis
   - Fairfield Inn-Hazel, Saint Louis
   - Henry VIII Hotel, Saint Louis
   - Hilton Hotel-Bel Air, Saint Louis
   - Holiday Inn Sports Complex, Saint Louis
   - Holiday Inn-Airport North, Saint Louis
   - Holiday Inn-Downtown, Saint Louis
   - Holiday Inn-Riverfont, Saint Louis
   - Howard Johnson-South, Saint Louis
   - Mayfair Hotel, Saint Louis
   - Omni-St. Louis Station, Saint Louis
   - Ramada Inn-Westport, Saint Louis
   - Residence Inn-Chesterfield, Saint Louis
   - Residence Inn-Richmond Heights, Saint Louis
   - Ritz-Carlton Hotel, Saint Louis
   - Sheraton-Airport, Saint Louis
   - St. Louis Airport Hilton, Saint Louis
   - St. Louis Airport Radisson Hotel, Saint Louis
   - St. Louisian Hotel, Saint Louis
   - Stouffer Concourse Hotel, Saint Louis
   - Super 8, Saint Louis
   - Marriott Hotel, Saint Louis County
   - Holiday Inn, Springfield
   - Sheraton Inn, Springfield
   - Super 8, Springfield
   - Executive Inn & Office Building, St. Louis
   - Holiday Inn, St. Louis
   - Howard Johnson Hotel, St. Louis
   - Hotel-Proposed, Unity Village
   - Holiday Inn, Wendtzville

  Montana
   - Sheraton Hotel, Billings
   - Super 8, Billings
   - Super 8, Great Falls
   - Super 8, Helena
   - Super 8, Kalispell
   - Holiday Inn, Missoula
   - Red Lion Inn, Missoula

  Nebraska
   - Holiday Inn, Kearney
   - Best Western Airport Inn, Lincoln
   - Holiday Inn-Airport, Lincoln
   - Holiday Inn-Northeast, Lincoln
   - Howard Johnson, North Platte
   - Marriott Hotel, Omaha
   - Ramada Inn, Omaha
   - Red Lion Inn, Omaha

  Nevada
   - Lake Mead Resort, Boulder City
   - Ormsby House Hotel and Casino, Carson City
   - Super 8, Carson City
   - Doubletree Hotel and Resort, Cathedral City
   - Best Western Motel - Proposed, Jackpot
   - Airport Inn, Las Vegas
   - Aladdin Hotel and Casino, Las Vegas
   - Alexis Park Resort Hotel, Las Vegas
   - Casino Hotel-Proposed, Las Vegas
   - Courtyard by Marriott, Las Vegas
   - El Rancho Hotel and Casino, Las Vegas
   - Hotel and Casino-Proposed, Las Vegas
   - Jockey Club Hotel and Casino, Las Vegas
   - La Quinta Hotel, Las Vegas
   - Paradise Resort, Las Vegas
   - Residence Inn, Las Vegas
   - Silverbird Casino, Las Vegas
   - Super 8-Proposed, Las Vegas
   - The Mirage, Las Vegas
   - Tropicana Travelodge, Las Vegas
   - Westward Ho Casino, Las Vegas
   - Echo Bay Resort, Overton
   - Holiday Inn, Reno
   - La Quinta Hotel, Reno
   - Quality Inn and Casino, Reno
   - Red Lion Hotel-Proposed, Reno

  New Hampshire
   - Sheraton Wayfarer, Bedford
   - Hampton Inn, Bow
   - Mount Washington Resort, Bretton Woods
   - Balsams Hotel, Dixville Notch
   - Sheraton Inn-Lamie's Tavern, Hampton
   - Woodbound Inn, Jaffrey
   - Brickyard Mountain Inn, Laconia
   - Loon Mountain Hotel, Lincoln
   - Appleton Inns, Manchester
   - Holiday Inn Center, Manchester
   - Sheraton Wayfarer, Manchester
   - Susse Chalet, Manchester
   - Clarion Somerset Hotel, Nashua
   - Hotel-Proposed, Nashua
   - Tara Sheraton Nashua, Nashua
   - Wentworth by the Sea, Newcastle
   - Susse Chalet, Portsmouth
   - Wentworth-by-the-Sea, Portsmouth
   - Salem Inn, Salem
   - Susse Chalet, Salem
   - Landmarc Lodge-East, Waterville Valley
   - Landmarc Lodge-West, Waterville Valley
   - Silver Squirrel Inn, Waterville Valley
   - Snowy Owl Inn, Waterville Valley
   - Chalet Susse International, Inc., Wilton

  New Jersey
   - Marriott Seaview Golf Resort, Abescon
   - Howard Johnson Hotel, Absecon
   - Seaview Country Club, Absecon
   - Berkeley Carteret Hotel, Asbury Park
   - Caesar's Hotel and Casino, Atlantic City
   - Casino Hotel-Proposed, Atlantic City
   - Deauville Hotel, Atlantic City
   - Diplomat Hotel, Atlantic City
   - Hampton Inn, Atlantic City
   - Harrah's Marina Hotel Casino, Atlantic City
   - Lafayette Hotel, Atlantic City
   - Resorts Int'l Hotel and Casino, Atlantic City
   - Royal Inn, Atlantic City
   - Sands Hotel and Casino, Atlantic City
   - Traymore Hotel Site, Atlantic City
   - Tropicana Hotel and Casino, Atlantic City
   - World International Hotel, Atlantic City
   - Bernards Inn, Bernardsville
   - Hotel-Proposed, Bridgewater
   - Proposed Hotel, Camden
   - Cherry Hill Hyatt, Cherry Hill
   - Cherry Hill Inn, Cherry Hill
   - Ramada Inn, Clifton
   - Comfort Suites, E. Rutherford
   - Ramada Renaissance, East Brunswick
   - Sheraton Inn, East Brunswick
   - Sheraton - Per Diem, East Rutherford
   - Holiday Inn-Raritan Center, Edison
   - Hotel-Proposed, Edison
   - Ramada Inn, Edison
   - Best Western Hotel, Egg Harbor Township
   - Newark Airport Vista Hotel, Elizabeth
   - Ramada Inn-Proposed, Elizabeth
   - Sheraton Inn, Elizabeth
   - Marriott Suite Hotel-Proposed, Elmwood Park
   - Howard Johnson, Englewood
   - Conference Center, Farleigh Dickinson
   - Motel-Proposed, Flemington
   - Hamilton Park Conference Center, Florham Park
   - Courtesy Motel, Fort Lee
   - Ramada Inn-Proposed, Franklin Township
   - Playboy Resort, Great Gorge
   - Marriott Hotel, Hanover
   - Sheraton Hotel, Hasbrouck Heights
   - Holiday Inn, Jamesburg
   - Restaurant at Port Liberte, Jersey City
   - Harrogate Senior Living Facility, Lakewood
   - Courtyard by Marriott, Lincroft
   - Hotel-Proposed, Long Branch
   - Comfort Inn, Mahwah
   - Courtyard by Marriott, Mahwah
   - Residence Inn-Proposed, Mahwah
   - Economy Lodge - Proposed, Meadowlands
   - Holiday Inn, Meadowlands
   - Hotel-Proposed, Meadowlands
   - Meadowlands Hilton, Meadowlands
   - Sheraton Hotel, Meadowlands
   - Forsgate Conference Center, Monroe Township
   - Conference Center, Morristown
   - Governor Morris Inn, Morristown
   - Headquarters Plaza Hotel, Morristown
   - Pleasantville Farms Conference Cent, Morristown
   - Howard Johnson Lodge, Mount Holly
   - Courtyard by Marriott, Mount Laurel
   - Hilton, Mount Laurel
   - Days Hotel, New Brunswick
   - Hyatt Hotel, New Brunswick
   - Rennaisance Hotel, New Brunswick
   - Residence Inn - Princeton, New Jersey
   - Airport Hotel-Proposed, Newark
   - Courtyard by Marriott-Airport, Newark
   - Holiday Inn, Newark
   - Holiday Inn-Airport North, Newark
   - Hotel-Proposed, Newark
   - Howard Johnson Hotel, Newark
   - Days Inn, North Bergen
   - Holiday Inn, North Brunswick
   - Port-O-Call, Ocean City
   - Sting Ray Motel, Ocean City
   - Hotel-Proposed, Ocean Grove
   - Spray View Hotel, Ocean Grove
   - Macy Hotel-Proposed, Paramus
   - Red Carpet Inn, Paramus
   - Residence Inn-Proposed, Paramus
   - Marriott Hotel-Proposed, Park Ridge
   - Embassy Suites, Parsippany
   - Hilton, Parsippany
   - Residence Inn-Proposed, Parsippany
   - Howard Johnson, Phillipsburg
   - Hotel-Proposed, Piscataway
   - Residence Inn-Proposed, Piscataway
   - Compri Hotel-Proposed, Princeton
   - Hyatt Regency, Princeton
   - Marriott Hotel, Princeton
   - Omni Nassau Inn, Princeton
   - Treadway Inn, Princeton
   - Howard Johnson, Ridgefield Park
   - Hotel-Proposed, Rockleigh
   - Hotel-Proposed, Roxbury Township
   - Ramada Inn, Runnemede
   - Howard Johnson, Saddle Brook
   - Marriott Hotel, Saddle Brook
   - Days Inn, Secaucus
   - Howard Johnson, Secaucus
   - Ramada Inn, Secaucus
   - Hilton At Short Hills, Short Hills
   - Pier 4 Motel, Somers Point
   - Garden State Convention Center, Somerset
   - Holiday Inn, Somerset
   - Marriott Hotel, Somerset
   - Neighborhood Suites-Proposed, Somerset
   - Sommerset Plaza Hotel, Somerset
   - Summerfield Suites Hotel, Sommerset
   - Hewitt Wellington Hotel, Spring Lake
   - Hotel-Proposed, Spring Lake
   - Loews Glenpointe Hotel, Teaneck
   - Appleton Inn, Tinton Falls
   - Envoy Inn, Tinton Falls
   - Hilton Inn, Tinton Falls
   - Residence Inn, Tinton Falls
   - Sunrise Suite Hotel, Tinton Falls
   - Hotel-Proposed, Toms River
   - Hotel-Proposed, Turnersville
   - Hotel-Proposed, Wayne
   - Howard Johnson-Proposed, Wayne
   - Holiday Inn, Wildwood Crest
   - Motel, Wrightstown

  New Mexico
   - Compri Hotel-Proposed, Albuquerque
   - Courtyard by Marriott-Airport, Albuquerque
   - Fairfield Inn-Proposed, Albuquerque
   - Hampton Inn, Albuquerque
   - Hilton Hotel, Albuquerque
   - Holiday Inn, Albuquerque
   - Marriott Hotel, Albuquerque
   - Radisson Suite Hotel-Proposed, Albuquerque
   - Residence Inn, Albuquerque
   - Rodeway Inn, Albuquerque
   - Winrock Motor Inn, Albuquerque
   - La Quinta Inn, Albuquerque - Airport
   - Corkin's Lodge, Chama
   - La Quinta Inn, Farmington
   - Hilton, Las Cruces
   - Las Cruces Hilton, Las Cruces
   - Super 8, Las Cruces
   - Ski Rio Ski Resort, Miracle Mountain
   - Super 8, Raton
   - Young's Ranch, Red River
   - Eldorado Hotel, Santa Fe
   - Homewood Suites Hotel, Santa Fe
   - Hotel-Proposed, Santa Fe
   - Inn at Loretto, Santa Fe
   - Inn on the Alameda, Santa Fe
   - La Fonda Hotel, Santa Fe
   - La Quinta Hotel, Santa Fe
   - Residence Inn, Santa Fe
   - Santa Fe Motel, Santa Fe
   - Sheraton de Santa Fe, Santa Fe

  New York
   - Americana Inn, Albany
   - Desmond Hotel, Albany
   - Hilton Hotel, Albany
   - Marriott Hotel, Albany
   - Sheraton Inn, Albany
   - Susse Chalet, Albany
   - VIP Motor Lodge (Howard Johnson), Albany
   - Embassy Suites-Proposed, Amherst
   - Holiday Inn, Amherst
   - Annandale Inn-Proposed, Annandale
   - Wampus Inn-Proposed, Armonk
   - Treadway Inn, Batavia
   - Hampton Inn, Binghamton
   - Holiday Inn-Arena, Binghamton
   - Holiday Inn-SUNY, Binghamton
   - Hotel-Proposed, Binghamton
   - Howard Johnson, Binghamton
   - Residence Inn, Binghamton
   - Sheraton Inn, Binghamton
   - Eden Motel, Bronx
   - Days Inn-Proposed, Brookhaven
   - Residence Inn, Brookhaven
   - Brooklyn Hotel-Proposed, Brooklyn
   - Hilton Hotel, Brooklyn
   - Airport Hotel-Proposed, Buffalo
   - Buffalo Hotel, Buffalo
   - Days Hotel-Proposed, Buffalo
   - Hilton Hotel, Buffalo
   - Holiday Inn - Midtown, Buffalo
   - Hyatt Hotel, Buffalo
   - Hyatt Regency Hotel & Retail Area, Buffalo
   - Radisson Hotel, Buffalo
   - Ramada Inn-Airport, Buffalo
   - Ramada Renaissance Hotel, Buffalo
   - Residence Inn-Proposed, Buffalo
   - Sheraton Hotel, Buffalo
   - Sheraton Inn Buffalo East, Buffalo
   - Sheraton Inn-Airport, Buffalo
   - Sheraton Inn, Canadaiqua
   - Airway Motel, Cheektowaga
   - Holiday Inn - Airport, Cheektowaga
   - Holiday Inn - Gateway, Cheektowaga
   - Quality Inn, Cheektowaga
   - Sheraton Buffalo, Cheektowga
   - Steeplechase Park-Proposed, Coney Island
   - Hilton Inn, Corning
   - Resort/Conference Center-Proposed, Cornwall
   - Holiday Inn, Cortland
   - Roycroft Inn, East Aurora
   - Hotel-Proposed, East Elmhurst
   - Susse Chalet, East Greenbush
   - Nevele Hotel, Ellenville
   - Int'l Conf./Learning Center-Propose, Ellis Island
   - Days Inn, Elmsford
   - Howard Johnson, Elmsford
   - Neighborhood Suites Hotel-Proposed, Fishkill
   - Residence Inn, Fishkill
   - Metropole Hotel, Flushing
   - Midway Hotel, Flushing
   - Sheraton - Proposed, Flushing Center
   - Hotel-Proposed, Garden City
   - Wyndham Condominium, Garden City
   - Harrison Conference Center, Glen Clove
   - Great Neck Hotel, Great Neck
   - Comfort Inn, Greece
   - Holiday Inn-Proposed, Greece
   - Tamarack Lodge, Greenfield Park
   - Claudio's Restaurant, Greenport
   - Colonie Hill, Hauppauge
   - Holiday Inn, Hauppauge
   - Marriott Wind Watch Hotel & Golf, Hauppauge
   - Marriott Windwatch, Hauppauge
   - Ramada Inn, Hauppauge
   - Residence Inn, Hauppauge
   - Homewood Suites-Proposed, Henrietta
   - Howard Johnson, Huntington
   - Huntington Townhouse, Huntington
   - Hampton Inn, Islandia
   - Marriott Wind Watch, Islandia
   - Hotel-Proposed, Islip
   - Howard Johnson Hotel, Ithaca
   - Ramada Inn, Ithaca
   - Sheraton Inn, Ithaca
   - JFK Hilton, Jamaica
   - Howard Johnson, Kingston
   - Ramada Inn, Kingston
   - Omni Sagamore, Lake George
   - Ramada Inn, Lake George
   - Former Lake Placid Club Hotel, Lake Placid
   - Hilton Hotel, Lake Placid
   - Mirror Lake Inn, Lake Placid
   - Holiday Inn, Latham
   - Howard Johnson, Latham
   - Howard Johnson, Liberty
   - The New Brown's Resort, Loch Sheldrake
   - Convention Center - Proposed, Long Island
   - Eastern Nassau/W. Suffolk Hotel, Long Island
   - Hyatt Hotel-Proposed, Long Island
   - Motel-Proposed, Lynbrook
   - Crowne Plaza Hotel, Manhattan
   - Hotel Mark, Manhattan
   - Proposed Economy Hotel, Manhattan
   - Sugar Maples Resort, Maplecrest
   - Hotel-Proposed, Middletown
   - Howard Johnson, Middletown
   - Montauk Yacht Club and Inn, Montauk
   - Kutsher's Resort, Monticello
   - Motel-Proposed, Nanuet
   - Wallkill Valley Inn Project, New Paltz
   - Hotel-Proposed, New Rochelle
   - Le Richmond Hotel, New Rochelle
   - Ramada Plaza Inn and Offices, New Rochelle
   - Sheraton Inn, New Rochelle
   - Aberdeen Hotel, New York
   - American Youth Hostel, New York
   - Americana Hotel, New York
   - Ashley Hotel, New York
   - Astor House-Proposed, New York
   - Barbizon Plaza Hotel, New York
   - Barclay Hotel, New York
   - Battery Park City Hotel-Proposed, New York
   - Berkshire Place, New York
   - Best Western Woodward Hotel, New York
   - Biltmore Hotel, New York
   - Broadway Crowne Plaza, New York
   - Carlton House Hotel, New York
   - Century Paramount Hotel, New York
   - Chatwal Inn, New York
   - Chatwal Inn on 45th Street, New York
   - Chatwal Inn on Park Avenue, New York
   - Chinatown Hotel-Proposed, New York
   - Courtyard by Marriott-Proposed, New York
   - Custom's House, New York
   - Days Inn, New York
   - Days Inn-West 57th Street, New York
   - Doral Inn, New York
   - Dover Hotel, New York
   - Downtown Athletic Club, New York
   - Downtown Conference Center, New York
   - Drake Hotel, New York
   - Econo Lodge-Proposed, New York
   - El Rio Grande, New York
   - Embassy Suites-Times Square-Propose, New York
   - Empire Hotel, New York
   - Essex House, New York
   - Executive Hotel, New York
   - Giordano Hotel, New York
   - Gorham Hotel, New York
   - Grand Bay at Equitable Center, New York
   - Grand Hyatt Hotel, New York
   - Greenwich Street Hotel, New York
   - Halloran House, New York
   - Hampton House, New York
   - Harley Hotel, New York
   - Helmsley Hotel, New York
   - Hilton Hotel, New York
   - Hilton Hotel-Statler, New York
   - Holiday Inn, New York
   - Holiday Inn Crowne Plaza-Broadway, New York
   - Holiday Inn Crowne Plaza-Manhattan, New York
   - Holland Hotel, New York
   - Hotel Intercontinental, New York
   - Hotel Pierre, New York
   - Hotel-1926 Broadway-Proposed, New York
   - Hotel-East 57th Street-Proposed, New York
   - Hotel-Proposed, New York
   - Hotel-Tenth Avenue-Proposed, New York
   - Howard Hotel, New York
   - Howard Johnson, New York
   - Journey's Court Hotel-Proposed, New York
   - Journey's End, New York
   - Kalikow Hotel-Proposed, New York
   - Kennedy Inn, New York
   - Lancaster Hotel, New York
   - Le Meridien Liberty New York, New York
   - Lowell Hotel, New York
   - Luxury Hotel-Proposed, New York
   - Macklowe Hotel, New York
   - Madison Towers Hotel, New York
   - Manger Windsor Hotel, New York
   - Mark Hotel, New York
   - Marriott East Side, New York
   - Marriott Financial Center, New York
   - Marriott Hotel-Proposed, New York
   - Marriott Marquis, New York
   - Martinique Hotel, New York
   - Mayfair Regent, New York
   - Milford Plaza Hotel, New York
   - Millennium Hotel, New York
   - Navarro Hotel, New York
   - Nova Park-Gotham, New York
   - Novotel, New York
   - Omni Berkshire Place, New York
   - Omni Park Central, New York
   - Parc Fifty One Hotel, New York
   - Parker Meridien Hotel, New York
   - Peninsula Hotel, New York
   - Penta Hotel, New York
   - Piccadilly Hotel, New York
   - Plaza Hotel, New York
   - President Hotel, New York
   - Prince George Hotel, New York
   - Prince Street Hotel-Proposed, New York
   - Proposed Hotel and Apartments, New York
   - Proposed Luxury Hotel-Proposed, New York
   - Quality Inn, New York
   - Quality Suites, New York
   - Ramada Inn, New York
   - Regent Hotel-Proposed, New York
   - Regent of New York-Proposed, New York
   - Ritz-Carlton, New York
   - Roger Smith Winthrop Hotel, New York
   - Roosevelt Hotel, New York
   - Russian Tea Room, New York
   - Sheraton Hotel, New York
   - Sheraton Motor Inn, New York
   - Sheraton Park Avenue, New York
   - Soho Hotel-Proposed, New York
   - St. Moritz Hotel, New York
   - St. Regis, New York
   - Stanhope, New York
   - Sutton Place Hotel, New York
   - Taft Hotel, New York
   - Tenth Avenue Hotels-Proposed, New York
   - The Pierre Hotel, New York
   - The Plaza Athenee, New York
   - Times Square Hotel-Proposed, New York
   - Timeshare-Proposed, New York
   - Travel Inn, New York
   - Tudor Hotel, New York
   - UN Plaza Suite Hotel-Proposed, New York
   - Vista International, New York
   - Waldorf=Astoria Hotel, New York
   - Warwick Hotel, New York
   - Westbury Hotel, New York
   - Westin Plaza Hotel, New York
   - Woodward Hotel-Proposed, New York
   - York Club, New York
   - Howard Johnson Motel & Restaurant, Newburgh
   - Ramada Inn, Newburgh
   - Hilton Hotel, Niagara Falls
   - Howard Johnson, Norwich
   - Hotel-Proposed, Orangetown
   - Hudson Valley Conference Center, Ossining
   - Sheraton Inn, Ossining
   - Hotel-Proposed, Oswego
   - Best Western, Painted Post
   - Lodge on the Green, Painted Post
   - Residence Inn - Proposed, Parsippany
   - Senior Living - Proposed, Pearl River
   - Drum Hill Hotel, Peekskill
   - Holiday Inn, Plainview
   - Howard Johnson, Plainview
   - Pickwick Motor Inn, Plainview
   - Residence Inn, Plainview
   - Holiday Inn, Plattsburgh
   - Motel-Proposed, Port Jefferson
   - Comfort Inn-Proposed, Poughkeepsie
   - Courtyard by Marriott, Poughkeepsie
   - Radison Hotel, Poughkeepsie
   - Wyndham Hotel, Poughkeepsie
   - Best Western-LaGuardia Airport, Queens
   - Crown Motel, Queens
   - Crowne Plaza-LaGuardia Airport, Queens
   - Days Inn-LaGuardia Airport, Queens
   - Executive Inn, Queens
   - Hilton Inn-LaGuardia Airport, Queens
   - Hilton-JFK Airport, Queens
   - Holiday Inn-JFK Airport, Queens
   - Holiday Inn-LaGuardia Airport, Queens
   - Howard Johnson, Queens
   - Jade East Motel, Queens
   - JFK Plaza Hotel, Queens
   - Marriott Hotel-JFK Airport, Queens
   - Marriott-LaGuardia Airport, Queens
   - Metropole Hotel, Queens
   - Midway Hotel, Queens
   - Riviera Hotel, Queens
   - Royce Hotel-LaGuardia Airport, Queens
   - Sheraton-LaGuardia East-Proposed, Queens
   - Adria Hotel, Queens (Bayside)
   - Holiday Inn, Riverhead
   - Riverhead Motor Hotel, Riverhead
   - Americana Hotel, Rochester
   - Courtyard by Marriott-Wrighton, Rochester
   - Days Hotel (former Holiday Inn), Rochester
   - Hilton-Campus, Rochester
   - Holiday Inn, Rochester
   - Hotel-Proposed (former St. Bernard), Rochester
   - Hyatt Hotel, Rochester
   - Lodge at Woodcliff, Rochester
   - Omni Suites Hotel, Rochester
   - Residence Inn, Rochester
   - Sheraton Inn, Rochester
   - Stouffer Hotel, Rochester
   - Town House Inn, Rochester
   - Limited Service Hotel-Proposed, Rome
   - Hotel - Proposed, Roslyn
   - Roslyn Country Club, Roslyn
   - Courtyard by Marriott, Rye
   - Le Richemonde Hotel, Ryebrook
   - Baron's Cove Inn, Sag Harbor
   - Holiday Inn, Saratoga
   - Hotel-Proposed, Saratoga Springs
   - Howard Johnson, Saugerties
   - Holiday Inn, Schenectady
   - Ramada Inn, Schenectady
   - Dering Harbor Inn, Shelter Island
   - Crowne Plaza-Proposed, Smithtown
   - Howard Johnson, Smithtown
   - Sheraton, Smithtown
   - Raleigh Hotel, South Fallsburg
   - Hotel-Proposed, Southhold
   - Susse Chalet, Spring Valley
   - Executive Motor Inn, Springfield Gardens
   - Staten Island Hotel, Staten Island
   - Imperial Htl/Stevensville Golf Crs., Stevensville
   - Holiday Inn, Suffern
   - Motel on the Mountain, Suffern
   - Browns Hotel, Sullivan County
   - Imperial Hotel, Sullivan County
   - The New Brown's Resort, Sullivan County
   - Courtyard by Marriott, Syracuse
   - Embassy Suites, Syracuse
   - Hampton Inn, Syracuse
   - Hilton Inn, Syracuse
   - Holiday Inn-Downtown, Syracuse
   - Holiday Inn-Exit 35, Syracuse
   - Holiday Inn-Exit 36, Syracuse
   - Holiday Inn-Exit 39, Syracuse
   - Holiday Inn-I-90, Syracuse
   - Homewood Suites Hotel-Proposed, Syracuse
   - Hotel Syracuse, Syracuse
   - Hotel-Proposed, Syracuse
   - Marriott Hotel, Syracuse
   - Residence Inn-Proposed, Syracuse
   - Sheraton University Inn & Conf.Ctr., Syracuse
   - Treadway Inn, Syracuse
   - Courtyard by Marriott, Tarrytown
   - Tarrytown House Conference Center, Tarrytown
   - Westchester Marriott, Tarrytown
   - Embassy Suites - Proposed, Times Square, New York
   - Marriott Hotel, Uniondale
   - Sheraton Nassau Hotel, Uniondale
   - Howard Johnson Hotel, Utica
   - Howard Johnson, Vestal
   - Hotel-Proposed, Watertown
   - Convention Hotel-Proposed, Westbury
   - Dalts Restaurant, Westbury
   - Howard Johnson, Westbury
   - Marriott Hotel, Westchester
   - Inn-Proposed, Westhampton
   - Crowne Plaza, White Plains
   - Hotel-Proposed, White Plains
   - Howard Johnson, White Plains
   - Roger Smith Hotel, White Plains
   - Stouffer Westchester Hotel, White Plains
   - White Plains Hotel, White Plains
   - Anton Meadows, Yaphank
   - Quality Suites, Yorktown
   - Yorktown Motor Lodge, Yorktown Heights

  North Carolina
   - Days Inn - Central, Asheville
   - Holiday Inn - Airport, Asheville
   - Holiday Inn - Tunnel, Asheville
   - Inn on the Plaza, Asheville
   - Sheraton Inn, Asheville
   - Days Inn, Ashville
   - Masters Economy Inn - Rocky Mount, Battlebro
   - Days Inn, Blowing Rock
   - All-Suite Hotel-Proposed, Boone
   - Residence Inn-Proposed, Cary
   - Carolina Inn, Chapel Hill
   - Hilton-Proposed, Chapel Hill
   - Charlotte Registry Hotel-Per Diem, Charlotte
   - Compri Hotel-Proposed, Charlotte
   - Courtyard by Marriott, Charlotte
   - Days Inn, Charlotte
   - Days Inn-Uptown, Charlotte
   - Fairfield Inn, Charlotte
   - Howard Johnson, Charlotte
   - Howard Johnson Lodge, Charlotte
   - Knights Inn, Charlotte
   - Manger Motor Inn, Charlotte
   - Marriott City Center, Charlotte
   - Marriott Hotel-Independence Center, Charlotte
   - Masters Economy Inn - Charlotte No, Charlotte
   - Masters Economy Inn - Merchandise, Charlotte
   - Queen City Motel, Charlotte
   - Residence Inn, Charlotte
   - Residence Inn-North, Charlotte
   - Resistry Hotel, Charlotte
   - Royce Suite Hotel, Charlotte
   - Sheraton Inn, Charlotte
   - Conference Center, Clemmons
   - Sheraton Motel, Dunn
   - Best Western, Durham
   - Cricket Inn, Durham
   - Days Inn, Durham
   - Dutch Village Inn, Durham
   - Fairfield Inn, Durham
   - Holiday Inn-West, Durham
   - Motel 6, Durham
   - Sheraton-University Center, Durham
   - The Duke Inn, Durham
   - Days Inn, Fayetteville
   - Fairfield Inn, Fayetteville
   - Holiday Inn, Fayetteville
   - Hotel-Proposed, Fayetteville
   - Knights Inn, Fayetteville
   - Goldsboro Motel, Goldsboro
   - Courtyard by Marriott, Greensboro
   - Days Inn, Greensboro
   - Embassy Suites, Greensboro
   - Fairfield Inn, Greensboro
   - Hilton, Greensboro
   - Marriott Hotel, Greensboro
   - Residence Inn, Greensboro
   - Sheraton Greensboro, Greensboro
   - Hotel-Proposed, Greenville
   - Radisson Hotel, High Point
   - Days Inn, Lumberton
   - Maggie Valley Country Club, Maggie Valley
   - Courtyard by Marriott, Raleigh
   - Fairfield Inn, Raleigh
   - Hampton Inn, Raleigh
   - Hilton, Raleigh
   - Holiday Inn-Downtown, Raleigh
   - Marriott Hotel-RTP, Raleigh
   - Raleigh Radisson, Raleigh
   - Residence Inn, Raleigh
   - Holiday Inn - Airport, Research Triangle Park
   - Howard Johnson, Roanoke Rapids
   - Sheraton Inn, Rocky Mount
   - Days Inn, Rocky Mountain
   - Fairfield Inn, Rocky Mountain
   - Motel 6, Rocky Mountain
   - Days Inn, Rowland
   - Sheraton Motel, Selma
   - Masters Economy Inn, Smithfield
   - Holiday Inn, Southern Pines
   - Fairfield Inn, Wilmington
   - Hilton, Winston/Salem
   - Holiday Inn, Winston/Salem
   - Winston Plaza Hotel, Winston/Salem

  North Dakota
   - Holiday Inn, Bismark
   - Radisson Inn, Bismark
   - Super 8, Bismark
   - Ramada Hotel, Fargo
   - Ramada Inn-Proposed, Fargo
   - Super 8, Grand Forks
   - Super 8, Minot

  Ohio
   - Holiday Inn-Cascade, Akron
   - Ramada Inn, Akron
   - Residence Inn, Akron
   - Aurora Inn and Pine Lake Trout Club, Aurora
   - Sheraton Inn, Aurora
   - Woodlands Inn, Aurora
   - Courtyard by Marriott, Blue Ash
   - Embassy Suites, Blue Ash
   - Residence Inn-Proposed, Blue Ash
   - Best Western, Cambridge
   - Days Inn, Cambridge
   - Hilton Hotel, Canton
   - Super 8, Canton
   - Best Western Northeast, Cincinnati
   - Carousel Inn, Cincinnati
   - Cincinnati Hotel, Cincinnati
   - Clarion Hotel, Cincinnati
   - Days Inn, Cincinnati
   - Embassy Suites-Proposed, Cincinnati
   - Holiday Inn-Downtown, Cincinnati
   - Holiday Inn-Eastgate, Cincinnati
   - Holiday Inn-Northeast, Cincinnati
   - Holiday Inn-Riverfront, Cincinnati
   - Holiday Inn-South, Cincinnati
   - Hotel-Airport-Proposed, Cincinnati
   - Howard Johnson, Cincinnati
   - Hyatt, Cincinnati
   - Knights Inn, Cincinnati
   - KOA Campground, Cincinnati
   - Marriott Inn, Cincinnati
   - Netherland Hilton, Cincinnati
   - Omni Netherland Plaza, Cincinnati
   - Proposed Hotel, Cincinnati
   - Radisson Inn, Cincinnati
   - Ramada Inn, Cincinnati
   - Residence Inn, Cincinnati
   - Residence Inn-North, Cincinnati
   - Sheraton Inn-Proposed, Cincinnati
   - Treadway Inn, Cincinnati
   - Vernon Manor, Cincinnati
   - AmeriSuite Hotel-Proposed, Cleveland
   - Downtown Hotel-Proposed, Cleveland
   - Fairfield Inn-Brook Park, Cleveland
   - Fairfield Inn-West, Cleveland
   - Holiday Inn-Airport, Cleveland
   - Holiday Inn-Lakeside, Cleveland
   - Hyatt Hotel-Proposed, Cleveland
   - Marriott Hotel, Cleveland
   - Sheraton City Center, Cleveland
   - Sheraton Hopkins, Cleveland
   - AmeriSuite - Proposed, Columbus
   - Embassy Suites, Columbus
   - Fairfield Inn-North, Columbus
   - Fairfield Inn-West, Columbus
   - Hilton Inn, Columbus
   - Holiday Inn-Airport, Columbus
   - Holiday Inn-City Center, Columbus
   - Holiday Inn-Worthington, Columbus
   - Hotel-Proposed, Columbus
   - Howard Johnson Hotel, Columbus
   - Howard Johnson-East, Columbus
   - Howard Johnson-West, Columbus
   - Knights Inn-West, Columbus
   - Marriott Hotel, Columbus
   - Nationwide Hotel, Columbus
   - Residence Inn-North, Columbus
   - Sheraton Plaza Hotel, Columbus
   - Sheraton-North, Columbus
   - Union Plaza Hotel-Steeplechase, Columbus
   - University Inn, Columbus
   - Woodfin Hotel, Columbus
   - Courtyard by Marriott, Crosswoods
   - Courtyard by Marriott, Dayton
   - Daytonian Hilton, Dayton
   - Fairfield Inn, Dayton
   - Hope Hotel & Conference Center, Dayton
   - Knights Inn-North, Dayton
   - Marriott Hotel, Dayton
   - Motel 6, Dayton
   - Ramada Inn, Dayton
   - Residence Inn-North, Dayton
   - Residence Inn By Marriott, Dayton South
   - Courtyard by Marriott, Dublin
   - Woodfin Suites, Dublin
   - East Liverpool Motor Lodge, East Liverpool
   - Howard Johnson, Euclid
   - Ramada Inn, Fairlawn
   - Hampton Inn, Independence
   - Howard Johnson, Lima
   - Ramada Inn, Lima
   - Best Western, Mansfield
   - Holiday Inn, Marietta
   - Lafayette Hotel, Marietta
   - Holiday Inn, Middletown
   - Howard Johnson, Middletown
   - Regal 8 Inn, Middletown
   - Sheraton-Proposed, Milford
   - Super 8, Montrose
   - Ramada Inn, Sandusky
   - Days Inn, Sharonville
   - Holiday Inn-Cincinnati North, Sharonville
   - Super 8, St. Clairsville
   - Holiday Inn, Strongsville
   - Balhalla Hotel, Toledo
   - Courtyard by Marriott, Toledo
   - Fairfield Inn-Airport, Toledo
   - Hilton at the Medical College, Toledo
   - Hilton Hotel, Toledo
   - Holiday Inn, Toledo
   - Knights Inn-West, Toledo
   - Marriott Portside Hotel, Toledo
   - Radisson Hotel, Toledo
   - Sofitel, Toledo
   - Hampton Inn-Proposed, Wickliffe
   - Holiday Inn, Youngstown
   - Hotel-Proposed, Youngstown
   - Sheraton-Proposed, Youngstown

  Oklahoma
   - Fountainhead Resort, Mcintosh County
   - Residence at the Trails Inn, Norman
   - Suit Hotel, Norman
   - Courtyard by Marriott, Oklahoma City
   - Embassy Suites, Oklahoma City
   - Holiday Inn, Oklahoma City
   - Lexington Hotel Suites, Oklahoma City
   - Lincoln Plaza Hotel, Oklahoma City
   - Marriott Hotel, Oklahoma City
   - Meridien Plaza, Oklahoma City
   - Sheraton Hotel, Oklahoma City
   - Arrowhead Resort, Pittsburgh County
   - Camelot Hotel, Tulsa
   - Doubletree Hotel, Tulsa
   - Former Holiday Inn, Tulsa
   - Former Holiday Inn-Downtown, Tulsa
   - Holiday Inn, Tulsa
   - Holiday Inn-Convention Center, Tulsa
   - La Quinta Inn, Tulsa
   - Marriott Hotel, Tulsa
   - Mayo Hotel, Tulsa
   - Residence Inn, Tulsa
   - Westin Hotel, Tulsa

  Oregon
   - Inn At Face Rock, Bandon
   - Courtyard by Marriott, Beaverton
   - Red Lion Motel, Bend
   - Sunriver Lodge and Resort, Bend
   - Econolodge Motel, Eugene
   - Valley River Inn, Eugene
   - Residence Inn Portland-South, Lake Oswego
   - Big Creek Resort-US Highway 101, Lane County
   - Embassy Suites, Portland
   - Holiday Inn Crowne Plaza - Proposed, Portland
   - Holiday Inn-Airport, Portland
   - Holiday Inn-South, Portland
   - Proposed Sheraton Suites, Portland
   - Red Lion - Jantzen Beach, Portland
   - Red Lion Inn-Lloyd Center, Portland
   - Red Lion Inn-Portland Center, Portland
   - Residence Inn - Proposed, Portland
   - Vintage Plaza Hotel, Portland
   - Wells Building, Portland
   - Execulodge Motel, Salem
   - Oregon Capital Inn, Salem
   - Springfield Red Lion Inn, Springfield
   - Sunriver Resort, Sunriver

  Pennsylvania
   - Allentown Hilton Hotel, Allentown
   - Holiday Inn, Allentown
   - Proposed Microtel, Allentown
   - Quality Inn, Allentown
   - Bedford Springs Hotel, Bedford
   - Compri Hotel-Proposed, Bensalem
   - Days Inn-Proposed, Bensalem
   - Holiday Inn, Bensalem
   - Residence Inn By Marriott, Berwyn
   - Econolodge, Bristol
   - Days Inn, Brookville
   - Buck Hill Falls Inn, Buck Hill Falls
   - Howard Johnson, Butler
   - Holiday Inn, Chambersburg
   - Days Inn, Clarion
   - Embassy Suites, Coraopolis
   - Hydeholde Country House-Proposed, Coraopolis
   - Days Inn, Danville
   - Holiday Inn, Dubois
   - Lafayette Inn-Proposed, Easton
   - Howard Johnson Hotel, Erie
   - Ramada Inn, Erie
   - Holiday Inn, Essington
   - Quality Suites-Proposed, Essington
   - Super 8-Proposed, Essington
   - Howard Johnson, Gibsonia
   - Compri Hotel-Proposed, Harrisburg
   - Holiday Inn, Harrisburg
   - Marriott Hotel, Harrisburg
   - Penn Harris Inn, Harrisburg
   - Sheraton Inn, Harrisburg
   - Super 8-Proposed, Harrisburg
   - Holiday Inn, Hazleton
   - Super 8-Proposed, Hazleton
   - Plaza Valley Forge Hotel, King of Prussia
   - Radisson Hotel, King of Prussia
   - Sheraton Hotel, King of Prussia
   - Valley Forge Complex, King of Prussia
   - Valley Forge Hilton, King of Prussia
   - Motel-Proposed, Lake Ariel
   - Days Inn, Lancaster
   - Holiday Inn-Route 30E, Lancaster
   - Holiday Inn-Route 501, Lancaster
   - Sheraton Lancaster Golf Resort, Lancaster
   - Super 8-Proposed, Lancaster
   - Holiday Inn, Lionville
   - Hilton-Great Valley, Malvern
   - Summerfield Suite-Proposed, Malvern
   - Days Inn, Meadville
   - Hilton Inn, Monroeville
   - Holiday Inn-West, Monroeville
   - Economy Hotel, Montgomery Township
   - Holiday Inn, New Hope
   - Treadway Inn, Newport
   - Residence Inn-Proposed, Paoli
   - Conference Center-Proposed, Penn State
   - Barclay Hotel, Philadelphia
   - Bellevue, Philadelphia
   - Courtyard by Marriott-Devon, Philadelphia
   - Courtyard-Willow Grove, Philadelphia
   - Days Inn-Airport, Philadelphia
   - Econo Lodge-Franklin Towne, Philadelphia
   - Essex Hotel, Philadelphia
   - Franklin Motor Inn, Philadelphia
   - Franklin Plaza Hotel, Philadelphia
   - Guest Quarters Hotel, Philadelphia
   - Hampton Inn-Proposed, Philadelphia
   - Health Club-Proposed, Philadelphia
   - Hilton Inn, Philadelphia
   - Hilton Inn-Northeast, Philadelphia
   - Holiday Inn-City Center, Philadelphia
   - Holiday Inn-City Line, Philadelphia
   - Hub Motor Inn, Philadelphia
   - Hyatt-Proposed, Philadelphia
   - Marriott Hotel, Philadelphia
   - Marriott Hotel-Airport, Philadelphia
   - Omni Philadelphia, Philadelphia
   - Penn Center Inn, Philadelphia
   - Quality Inn-Center City, Philadelphia
   - Residence Inn-Proposed, Philadelphia
   - Rittenhouse Hotel, Philadelphia
   - Treadway Mohawk, Philadelphia
   - Treadway Roosevelt, Philadelphia
   - Residence Inn, Philadelphia/Berwyn
   - Clubhouse Inn, Pittsburgh
   - Courtyard by Marriott, Pittsburgh
   - Hampton Inn at Playhouse Square, Pittsburgh
   - Hilton Hotel, Pittsburgh
   - Holiday Inn-Greentree, Pittsburgh
   - Holiday Inn-North, Pittsburgh
   - Holiday Inn-Parkway-East, Pittsburgh
   - Holiday Inn-Parkway-West, Pittsburgh
   - Hotel-Proposed, Pittsburgh
   - Howard Johnson Hotel, Pittsburgh
   - Marriott Hotel, Pittsburgh
   - Marriott-Airport, Pittsburgh
   - Motel 6, Pittsburgh
   - Quality Inn, Pittsburgh
   - Royce Hotel-Airport, Pittsburgh
   - U.S.S. Hotel-Proposed, Pittsburgh
   - Westin William Penn, Pittsburgh
   - Courtyard By Marriott, Pittsburgh Airport
   - Holiday Inn, Reading
   - Sheraton Hotel, Reading
   - Hilton at Lackawanna Station, Scranton
   - Hilton Hotel, Scranton
   - Sheraton Inn, Stroudsburg
   - HoJo Inn, Tannersville
   - Hilton-Northeast, Trevose
   - Compri Hotel-Proposed, Valley Forge
   - Courtyard by Marriott, Valley Forge
   - Holiday Inn-Meadowlands, Washington
   - Holiday Inn, Wilkes-Barre
   - Days Inn-Proposed, Williamsport
   - Hotel-Proposed, Williamsport
   - Hampton Inn - Proposed, Willow Grove
   - Holiday Inn-Market Street, York
   - Holiday Inn-Route 30 and I-83, York
   - Ramada Inn, York
   - Super 8-Proposed, York

  Rhode Island
   - Cresthil-Proposed, Lincoln
   - Courtyard by Marriott, Newport
   - Vanderbilt Hotel-Convention Center, Newport
   - Quality Inn, North Kingston
   - Biltmore Plaza, Providence
   - Convention Center Hotel-Proposed, Providence
   - Holiday Inn Providence - Downtown, Providence
   - Hotel-Proposed, Providence
   - Marriott Hotel, Providence
   - Sheraton-Airport, Providence
   - Susse Chalet, Smithfield
   - Howard Johnson, Warwick
   - Residence Inn-Proposed, Warwick
   - Susse Chalet, Warwick

  South Carolina
   - Quality Inn Motel, Anderson
   - Super 8, Anderson
   - Budget Hotel - Proposed, Charleston
   - Charleston Center Hotel-Proposed, Charleston
   - Cooper River Inn, Charleston
   - Days Inn, Charleston
   - Francis Marion Hotel, Charleston
   - Hampton Inn-Proposed, Charleston
   - Hawthorne Suites Hotel, Charleston
   - Holiday Inn, Charleston
   - Holiday Inn-Airport, Charleston
   - Holiday Inn-Riverview, Charleston
   - Masters Economy Inn - Mt. Pleasant, Charleston
   - Masters Economy Inn - Rivers Ave, Charleston
   - Middleton Inn, Charleston
   - Omni Charleston, Charleston
   - Quality Inn, Charleston
   - Trusthouse Forte, Charleston
   - Courtyard by Marriott, Columbia
   - Courtyard by Marriott-Northeast, Columbia
   - Courtyard by Marriott-Northwest, Columbia
   - Embassy Suites, Columbia
   - Marriott Hotel, Columbia
   - Masters Economy Inn - I-26, Columbia
   - Masters Economy Inn - Knox Abbot, Columbia
   - Motel 6, Columbia
   - Residence Inn, Columbia
   - Coral Beach Hotel, Coral Beach
   - Days Inn, Dillon
   - Save Inn, Fairplay
   - Fairfield Inn, Florence
   - Holiday Inn, Florence
   - Days Inn, Gaffney
   - Courtyard by Marriott, Greenville
   - Fairfield Inn, Greenville
   - Greenville Hilton Hotel, Greenville
   - Ramada Inn, Greenville
   - Super 8, Greenwood
   - Days Inn, Hardeeville
   - Fairfield Inn, Hilton Head
   - Hilton Head Inn, Hilton Head
   - Holiday Inn, Hilton Head
   - Inter-Continental Hotel, Hilton Head
   - Islander Inn, Hilton Head
   - Quality Suites-Proposed, Hilton Head
   - Residence Inn-Proposed, Hilton Head
   - Sheraton Inn, Hilton Head
   - PGA East Resort-Proposed, Kiawah Island
   - Save Inn, Lake Hartwell
   - Days Inn, Mt. Pleasant
   - Coral Beach Hotel, Myrtle Beach
   - Radisson Hotel, Myrtle Beach
   - Best Western Inn, North Charleston
   - Budget Hotel-Proposed, North Charleston
   - Days Inn, North Charleston
   - Northwoods Atrium Inn, North Charleston
   - Days Inn, Santee
   - Holiday Inn-West, Spartanburg
   - Howard Johnson, Spartanburg
   - Residence Inn, Spartanburg

  South Dakota
   - Holiday Inn, Aberdeen
   - Holiday Inn, Rapid City
   - Holiday Inn, Sioux Falls
   - Super 8, Sioux Falls
   - Holiday Inn, Spearfish

  Tennessee
   - Ameri Suite Hotel-Proposed, Brentwood
   - Courtyard by Marriott, Brentwood
   - Holiday Inn, Bristol
   - Holiday Inn-Southeast, Chattanooga
   - Howard Johnson, Chattanooga
   - Marriott Hotel, Chattanooga
   - Motel 6, Chattanooga
   - Sheraton Inn, Chattanooga
   - Super 8, Chattanooga
   - Holiday Inn, Cove Lake
   - Masters Economy Inn, Dickson
   - Comfort Inn-Proposed, Elizabethton
   - Park Vista Hotel, Gatlinburg
   - Holiday Inn-I-40, Jackson
   - Holiday Inn, Johnson City
   - Super 8, Johnson City
   - Fairfield Inn, Johnson Park
   - Holiday Inn, Kingsport
   - Courtsouth Healthclub-North, Knoxville
   - Courtsouth Healthclub-South, Knoxville
   - Courtsouth Healthclub-West, Knoxville
   - Days Inn, Knoxville
   - Hilton Hotel, Knoxville
   - Howard Johnson-Westhills, Knoxville
   - Motel 6, Knoxville
   - Quality Inn, Knoxville
   - Ramada Inn-West, Knoxville
   - Rodeway Inn, Knoxville
   - Courtyard by Marriott, Memphis
   - Courtyard by Marriott-Airport, Memphis
   - Holiday Inn - Crowne Plaza, Memphis
   - Holiday Inn-East, Memphis
   - Holiday Inn-East Poplar, Memphis
   - Holiday Inn-I-40-Sycamore View, Memphis
   - Holiday Inn-Memphis Int'l Airport, Memphis
   - Hyatt Regency, Memphis
   - Lexington Hotel Suites, Memphis
   - Motel 6, Memphis
   - Omni Hotel, Memphis
   - Proposed Fairfield Inn, Memphis
   - Residence Inn, Memphis
   - La Quinta Inn, Memphis - Airport
   - Brown County Inn, Nashville
   - Capital Mall Conv. Center-Proposed, Nashville
   - Clarion Maxwell House, Nashville
   - Courtyard by Marriott-Airport, Nashville
   - Days Inn, Nashville
   - Doubletree Hotel, Nashville
   - Grosvenor, Nashville
   - Hampton Inn, Nashville
   - Holiday Inn Crowne Plaza, Nashville
   - Holiday Inn Express, Nashville
   - Holiday Inn-Briley Parkway, Nashville
   - Marriott Hotel, Nashville
   - Nashville Union Station, Nashville
   - Ramada Inn, Nashville
   - Sheraton Hotel, Nashville
   - Sheraton Music City, Nashville
   - Stouffer Hotel, Nashville
   - Super 8, Nashville
   - Union Station Hotel, Nashville
   - AmeriSuite, Oakridge
   - Holiday Inn, Oakridge
   - Super 8-Proposed, Union City

  Texas
   - Harvey Hotel, Addison
   - Days Inn, Amarillo
   - Motel 6, Amarillo
   - Radisson Hotel-Proposed, Amarillo
   - Super 8 Motel, Amarillo
   - La Quinta Inn, Amarillo - Airport
   - Courtyard by Marriott, Arlington
   - Hilton Hotel, Arlington
   - Holiday Inn, Arlington
   - Lexington Suites Hotel, Arlington
   - Compri Hotel-Proposed, Austin
   - Driskill Hotel, Austin
   - Embassy Suites-Austin Town Lake, Austin
   - Embassy Suites-North, Austin
   - Fairfield North, Austin
   - Four Seasons Hotel, Austin
   - Holiday Inn, Austin
   - Holiday Inn-Austin Town Lake, Austin
   - La Quinta Inn, Austin
   - Marriott Hotel, Austin
   - Proposed Fairfield Inn, Austin
   - Quality Inn, Austin
   - Residence South, Austin
   - La Quinta Inn, Austin - Ben White
   - Holiday Inn Airport, Austins Cities
   - Holiday Inn, Bay Town
   - Hilton Hotel, Beaumont
   - Holiday Inn, Beaumont
   - Courtyard by Marriott, Bedford
   - Holiday Inn, Brownsville
   - La Quinta Inn, Brownsville
   - Hilton Hotel, College Station
   - Ramada Inn, College Station
   - Holiday Inn, Conroe
   - Corpus Christi Hotel-Airport, Corpus Christi
   - Days Inn, Corpus Christi
   - Hilton - Proposed, Corpus Christi
   - Holiday Inn, Corpus Christi
   - Holiday Inn-Airport, Corpus Christi
   - La Quinta Inn, Corpus Christi - North
   - La Quinta Inn, Corpus Christi - South
   - Allstar Inn, Dallas
   - Ambassador Plaza Hotel, Dallas
   - Arlington Hilton, Dallas
   - Bradford Plaza Hotel, Dallas
   - Bristol Suites, Dallas
   - Convention Center Hotel-Proposed, Dallas
   - Courtyard by Marriott, Dallas
   - Courtyard by Marriott-Northeast, Dallas
   - Courtyard by Marriott-Plano, Dallas
   - Courtyard by Marriott-Stemmons, Dallas
   - Dallas Grand Hotel, Dallas
   - Doubletree Inn, Dallas
   - Embassy Suites, Dallas
   - Fairmont Hotel, Dallas
   - Harvey Hotel, Dallas
   - Hilltop, Dallas
   - Hilton Inn-LBJ, Dallas
   - Hilton-Arlington, Dallas
   - Holiday Inn - North, Dallas
   - Holiday Inn Crowne Plaza, Dallas
   - Holiday Inn-Brook Hollow, Dallas
   - Holiday Inn-South, Dallas
   - Houstonian Hotel, Dallas
   - Howard Johnson-East, Dallas
   - Lexington Hotel Suites, Dallas
   - Loews Anatole Hotel, Dallas
   - Marriott Hotel-Airport, Dallas
   - Marriott-Park Central, Dallas
   - Marriott-Quorum, Dallas
   - Melrose Hotel, Dallas
   - Motel 6, Dallas
   - Omni Melrose Hotel, Dallas
   - Park Plaza, Dallas
   - Propsed Hotel - DFW, Dallas
   - Ramada Inn Convention Center, Dallas
   - Ramada-Market Center, Dallas
   - Registry Hotel, Dallas
   - Residence Inn-Market Center, Dallas
   - Sheraton Grand, Dallas
   - Southland Center Hotel, Dallas
   - Statler Hilton Hotel, Dallas
   - Summit Hotel, Dallas
   - Westin Galleria Hotel, Dallas
   - La Quinta Inn, Dallas - DFW
   - La Quinta Inn, Dallas - North Park
   - La Quinta Inn, Dallas - Plano
   - La Quinta Inn, Dallas - Richardson
   - Allstar Inn, El Paso
   - Hilton Inn-Airport, El Paso
   - La Quinta Hotel-Airport, El Paso
   - Rodeway Inn, El Paso
   - Travelers Inn, El Paso
   - Westin Paso del Norte, El Paso
   - La Quinta Inn, El Paso - Lomaland
   - Allstar Inn, Euless
   - La Quinta Inn, Euless
   - Allstar Inn, Fort Worth
   - Courtyard by Marriott, Fort Worth
   - Days Inn Downtown, Fort Worth
   - Hilton Hotel, Fort Worth
   - Holiday Inn-North, Fort Worth
   - Holiday Inn-South, Fort Worth
   - Lexington Suites Hotel, Fort Worth
   - Metro Center Hotel, Fort Worth
   - Radisson Plaza Hotel, Fort Worth
   - Residence Inn, Fort Worth
   - La Quinta Inn, Fort Worth - East
   - Holiday Inn, Harlingen
   - La Quinta Inn, HI-LA Marque
   - Crowne Plaza-Houston Park, Houston
   - Days Inn, Houston
   - Days Inn-Hobby, Houston
   - Doubletree Hotel, Houston
   - Embassy Suites, Houston
   - Galleria Gardens, Houston
   - Harvest House Hotel, Houston
   - Harvey Hotel Medical Center, Houston
   - Hilton Inn-West, Houston
   - Holiday Inn I-10 East, Houston
   - Holiday Inn-Downtown, Houston
   - Holiday Inn-East, Houston
   - Holiday Inn-Greenway Plaza, Houston
   - Holiday Inn-Hobby, Houston
   - Holiday Inn-Medical Center, Houston
   - Holiday Inn-NASA, Houston
   - Holiday Inn-North, Houston
   - Holiday Inn-Northwest, Houston
   - Holiday Inn-Southwest, Houston
   - Host Hotel International, Houston
   - Hotel Meridien, Houston
   - Hotel-Proposed, Houston
   - Houston House, Houston
   - Houston Medical Center, Houston
   - Houston Park 10 Crowne Plaza, Houston
   - La Quinta Hotel-Astrodome, Houston
   - La Quinta Hotel-Baytown, Houston
   - La Quinta Hotel-CY Fair, Houston
   - La Quinta Hotel-Hobby, Houston
   - La Quinta Inn-Stafford, Houston
   - Lexington Hotel Suites, Houston
   - Marriott Astrodome, Houston
   - Marriott Hotel, Houston
   - Marriott Hotel-Medical Center, Houston
   - Marriott-Airport, Houston
   - Motel 6, Houston
   - Remington, Houston
   - Residence Inn, Houston
   - Rodeway Inn, Houston
   - Rodeway Inn-Hobby, Houston
   - Shamrock Hilton Hotel, Houston
   - Sheraton Hotel, Houston
   - Sheraton Houston House, Houston
   - Sheraton Houston Place Hotel, Houston
   - Sheraton Town and Country, Houston
   - Sofitel, Houston
   - Stouffer Greenway Plaza, Houston
   - Suite Hotel-Proposed, Houston
   - Whitehall, Houston
   - Whitehall Hotel Conversion to HI, Houston
   - La Quinta Inn, Houston  - Sharpstown
   - La Quinta Inn, Houston - East
   - La Quinta Inn, Houston - Loop 1960
   - La Quinta Inn, Houston - Northwest
   - La Quinta Inn, Houston- SW Freeway
   - Holiday Inn, Huntsville
   - Harvey Hotel DFW, Irvine
   - Allstar Inn, Irving
   - Hampton Inn, Irving
   - Hampton Inn-Proposed, Irving
   - Harvey Hotel-D/FW Airport, Irving
   - Holiday Inn-Texas Stadium, Irving
   - Marriott Hotel, Irving
   - Holiday Inn, Kingsville
   - Del Lago Hotel, Lake Conroe
   - Hilton Inn, Laredo
   - La Posada, Laredo
   - Courtyard by Marriott, Las Colinas
   - La Quinta Inn, Longview
   - Hilton Inn, Lubbock
   - Holiday Inn, Lubbock
   - Residence Inn, Lubbock
   - La Quinta Inn, Midland
   - Holiday Inn, New Braunfels
   - All Star Inn, North Richland Hills
   - La Quinta Inn, Odessa
   - Holiday Inn, Orange
   - Holiday Inn, Paris
   - Plano Harvey Hotel, Plano
   - La Quinta Inn, Round Rock
   - Sheraton Inn, San Angelo
   - Coachman Inn-Proposed, San Antonio
   - Courtyard by Marriott-Downtown, San Antonio
   - Courtyard by Marriott-Medical Ctr., San Antonio
   - Crockett Hotel, San Antonio
   - Days Inn, San Antonio
   - Fairfield - North, San Antonio
   - Gunter Hotel, San Antonio
   - Holiday Inn-Airport, San Antonio
   - Holiday Inn-Market Square, San Antonio
   - Holiday Inn-North, San Antonio
   - Holiday Inn-Northwest, San Antonio
   - Holiday Inn-Riverwalk, San Antonio
   - La Quinta Hotel-Ingram, San Antonio
   - La Quinta Hotel-Lackland, San Antonio
   - La Quinta Hotel-Toepperwein, San Antonio
   - Lexington Hotel Suites, San Antonio
   - Marriott Hotel-Proposed, San Antonio
   - Marriott Inn-North, San Antonio
   - Proposed Fairfield Inn, San Antonio
   - La Quinta Inn, San Antonio - Windsor
   - La Quinta Inn, San Antonio - Wurzbach
   - Holiday Inn, San Marcos
   - La Quinta Inn, SAT-Toepperwein
   - Sheraton Hotel, South Padre Island
   - La Quinta Inn, Tyler
   - Sheraton, Tyler
   - Sheraton Inn, Tyler
   - Traveler's Choice Inn, Tyler
   - Hilton Hotel, Waco
   - Gateway Inn, Wichita Falls
   - Hilton Hotel, Wichita Falls

  Utah
   - Mount Holly Ski Resort, Beaver
   - Hotel-Proposed, Brigham City
   - Motel-Proposed, Cedar City
   - Proposed Mayflower Hotel, Deer Valley
   - Stein Eriksen Lodge, Deer Valley
   - Deer Valley Resort, Park City
   - Omni Yarrow, Park City
   - Prospector Square Resort, Park City
   - Yarrow Resort, Park City
   - Seven Peaks Resort and Hotel, Provo
   - Comfort Inn, Salt Lake City
   - Doubletree, Salt Lake City
   - Hilton Hotel-Airport, Salt Lake City
   - Holiday Inn, Salt Lake City
   - Holiday Inn-Salt Palace, Salt Lake City
   - Hotel Utah, Salt Lake City
   - Hotel-Proposed, Salt Lake City
   - La Quinta Inn, Salt Lake City
   - Nendels Inn, Salt Lake City
   - New Grande Hotel, Salt Lake City
   - Red Lion Hotel, Salt Lake City
   - Sheraton Hotel, Salt Lake City
   - Super 8, Salt Lake City
   - University Park Hotel (Desktop Rev), Salt Lake City
   - Ramada Inn-Proposed, Sandy

  Vermont
   - Ramada Inn, Bennington
   - Bolton Valley Corporation, Bolton Valley
   - Quality Inn, Brattleboro
   - Radisson Hotel, Burlington
   - Smugglers Notch, Cambridge
   - Inn-Proposed, Essex
   - Cascade Lodge, Killington
   - Inn of the Six Mountains, Killington
   - Mountain Inn, Killington
   - Equinox Hotel, Manchester
   - Howard Johnson Inn, Rutland
   - Quality Inn, Stowe
   - Conference Center-Proposed, Stratton Mountain
   - Sugarbush Inn, Sugarbush
   - Susse Chalet, Williston

  Virginia
   - Comfort Inn, Abingdon
   - Best Western, Alexandria
   - Comfort Inn, Alexandria
   - Compri Hotel-Proposed, Alexandria
   - Embassy Suites, Alexandria
   - Howard Johnson, Alexandria
   - Marriott Suites, Alexandria
   - Ramada Inn, Alexandria
   - Best Western, Arlington
   - Gateway Marriott, Arlington
   - Hyatt Arlington Hotel, Arlington
   - Hyatt Regency, Arlington
   - Key Bridge Marriott, Arlington
   - Marriott Hotel, Arlington
   - Sheraton Crystal City Hotel, Arlington
   - Sheraton National Hotel, Arlington
   - Stouffer Concourse Hotel, Arlington
   - Mountain Lake Hotel, Blacksburg
   - Holiday Inn, Bristol
   - Howard Johnson, Bristol
   - Days Inn, Carmel Church
   - Westfields International, Chantilly
   - Boar's Head Inn, Charlottesville
   - Cavalier Inn, Charlottesville
   - Courtyard by Marriott, Charlottesville
   - Hilton-University, Charlottesville
   - Holiday Inn-North, Charlottesville
   - Omni Charlottesville, Charlottesville
   - Radisson-Proposed, Charlottesville
   - Super 8, Charlottesville
   - Days Inn, Chester
   - Howard Johnson, Chester
   - Days Inn, Colonial Heights
   - Holiday Inn, Covington
   - Embassy Suites, Crystal City
   - Holiday Inn Crowne Plaza, Crystal City
   - Hyatt Hotel, Crystal City
   - Marriott Crystal Gateway Hotel, Crystal City
   - Comfort Inn-Proposed, Dahlgren
   - Days Inn, Emporia
   - Courtyard by Marriott, Fairfax
   - Embassy Suites, Fairfax
   - Neighborhood Suites-Proposed, Fairfax
   - Hampton Inn-Proposed, Fairfax City
   - Westfields International, Fairfax County
   - Marriott Hotel, Fairview
   - Econo Lodge, Farmingville
   - Comfort Inn-Proposed, Farmville
   - Comfort Inn, Frederick County
   - Motel 6, Fredericksburg
   - Courtyard by Marriott, Hampton
   - Days Inn, Hampton
   - Fairfield Inn, Hampton
   - Courtyard by Marriott, Herndon
   - Embassy Suites Hotel, Herndon
   - Ramada Renaissance and Health Club, Herndon
   - Residence Inn-Proposed, Herndon
   - Worldgate Marriott Hotel, Herndon
   - Hotel-Proposed, Hopewell
   - Keswick Inn, Keswick
   - Holiday Inn, Lexington
   - Radisson Hotel, Lynchburg
   - Courtyard by Marriott, Manassas
   - Holiday Inn, Marion
   - Hilton, McLean
   - Days Inn, Norfolk
   - Marriott Waterside Hotel, Norfolk
   - Omni Hotel, Norfolk
   - Waterfront Hotel - Proposed, Norfolk
   - 135-Suite Hotel-Proposed, Portsmouth
   - Waterfront Suite Hotel-Proposed, Portsmouth
   - Comfort Inn, Princeton
   - Comfort Inn, Pulaski County
   - Embassy Suites Hotel, Reston
   - Hyatt Hotel, Reston
   - Best Western Kings Quarters, Richmond
   - Courtyard by Marriott, Richmond
   - Embassy Suites Hotel, Richmond
   - Hampton Inn, Richmond
   - Holiday Inn, Richmond
   - Howard Johnson Lodge, Richmond
   - Hyatt House Hotel, Richmond
   - La Quinta Hotel, Richmond
   - Marriott Hotel, Richmond
   - Omni Richmond, Richmond
   - Radisson Hotel, Richmond
   - Ramada Renaissance Hotel, Richmond
   - Residence Inn, Richmond
   - Days Inn, Richmond (Broad)
   - Days Inn, Richmond (Byrd)
   - Holiday Inn, Roanoke
   - Holiday Inn - Airport, Roanoke
   - Holiday Inn - Civic Center, Roanoke
   - Holiday Inn - South, Roanoke
   - Hotel Roanoke, Roanoke
   - Howard Johnson, Roanoke
   - Marriott - Roanoke Airport, Roanoke
   - Marriott Hotel, Roanoke
   - Holiday Inn, Salem
   - Super 8, South Hill
   - Days Inn, Springfield
   - Hilton, Springfield
   - Holiday Inn, Staunton
   - Stonewall Jackson Hotel, Staunton
   - Hampton Inn - Proposed, Tyson's Corner
   - Embassy Suites, Tysons Corner
   - Marriott Hotel, Tysons Corner
   - Residence Inn, Tysons Corner
   - Ritz Carlton-Proposed, Tysons Corner
   - Courtyard by Marriott, Virginia Beach
   - Courtyard by Marriott-Lynnhaven, Virginia Beach
   - Fairfield Inn, Virginia Beach
   - Hotel-Proposed, Virginia Beach
   - Pavilion Tower Hotel, Virginia Beach
   - Ramada Inn - Oceanside, Virginia Beach
   - International Conference Center, Westfields
   - Howard Johnson, Wheeling
   - Fort Magruder Inn, Williamsburg
   - Governor's Inn, Williamsburg
   - Holiday Inn-East, Williamsburg
   - Holiday Inn-West, Williamsburg
   - Royce Hotel, Williamsburg
   - Williamsburg Hilton, Williamsburg
   - Best Western-Proposed, Wytheville

  Washington
   - Bellevue Thunderbird Motor Inn, Bellevue
   - Embassy Suites, Bellevue
   - Hampton Inn, Bellevue
   - La Quinta, Bellevue
   - Residence Inn Seattle-East, Bellevue
   - Ramada Inn, Bothell
   - Rattling Spring Hotel, Harpers Ferry
   - Motel 6, Issaquah
   - AmeriSuite, Kent
   - Homecourt Suite Hotel, Kent
   - Embassy Suite, Lynnwood
   - Residence Inn-Seattle North, Lynnwood
   - Red Lion Inn at Pasco, Pasco
   - Redmond Motel, Redmond
   - Hampton Inn, Sea Tac
   - Holiday Inn Airport, Sea Tac
   - Thunderbird Inn, Sea Tac
   - Alexis Hotel, Seattle
   - Courtyard by Marriott-South Center, Seattle
   - Doubletree Inn at South Center, Seattle
   - Doubletree Plaza, Seattle
   - Hampton Inn-Airport, Seattle
   - Holiday Inn Crowne Plaza, Seattle
   - Holiday Inn-Sea Tac, Seattle
   - La Quinta, Seattle
   - Lake Union Residence Inn, Seattle
   - Marriott Hotel-Airport, Seattle
   - Marriott Sea-Tac Hotel, Seattle
   - Plaza Park Suites, Seattle
   - Ramada Inn-Airport, Seattle
   - Red Lion, Seattle
   - Stouffer Madison Hotel, Seattle
   - Travelodge-Proposed, Seattle
   - Westin Hotel, Seattle
   - Courtyard by Marriott, Spokane
   - Gateway Hotel, Spokane
   - Holiday Inn-West, Spokane
   - Red Lion Inn, Spokane
   - Super 8, Spokane
   - Hilton-Village Green, Tacoma
   - Hotel-Proposed, Tacoma
   - Park Shore Inn, Tacoma
   - Tacoma Sheraton Hotel, Tacoma
   - Embassy Suites Hotel, Tukwila
   - Hampton Inn, Tukwila
   - Residence Inn-Seattle South, Tukwila
   - Red Lion Quay, Vancouver
   - Residence Inn-Portland North, Vancouver
   - Super 8, Wenatchee
   - Thunderbird Motor Inn, Yakima

  West Virginia
   - Comfort Inn-Proposed, Charleston
   - Holiday Inn, Clarksburg
   - Holiday Inn, Fairmont
   - Hotel-Proposed, Harpers Ferry
   - Holiday Inn, Huntington
   - Comfort Inn-Proposed, Morgantown
   - Holiday Inn, Morgantown
   - Motel-Proposed, Morgantown
   - Comfort Inn, Princeton
   - Motel-Proposed, Princeton
   - Hotel-Proposed, Wheeling
   - Howard Johnson, Wheeling

  Wisconsin
   - Super 8, Ashland
   - Holiday Inn, Beloit
   - Embassy Suites Hotel-Proposed, Brookfield
   - Marriott-Milwaukee, Brookfield
   - Holiday Inn, Eau Claire
   - Residence Inn, Glendale
   - Granada Royale-Proposed, Green Bay
   - Holiday Inn-Downtown, Green Bay
   - Residence Inn-Proposed, Green Bay
   - Super 8, Janesville
   - Super 8, Kenosha
   - Playboy Resort, Lake Geneva
   - Concourse Hotel, Madison
   - Fairfield Inn, Madison
   - Hampton Inn - East, Madison
   - Hampton Inn - West, Madison
   - Compri Hotel-Proposed, Milwaukee
   - Embassy Suite, Milwaukee
   - Fairfield Inn, Milwaukee
   - Holiday Inn-Airport, Milwaukee
   - Holiday Inn-West, Milwaukee
   - Hotel and Conv. Ctr. East-Proposed, Milwaukee
   - Hyatt Regency, Milwaukee
   - Marc Plaza, Milwaukee
   - Marriott Inn, Milwaukee
   - Omni Suite Hotel-Proposed, Milwaukee
   - Super 8-Airport, Milwaukee
   - Olympia Village Resort, Oconomowoc
   - Scotsland Resort, Oconomowoc
   - Sheraton, Racine
   - Claridge Motor Inn, Rhinelander
   - Super 8, Waukesha
   - Holiday Inn, Wausau
   - Mead Inn, Wisconsin Rapids

  Wyoming
   - Days Inn, Casper
   - Flying L. Skytel, Cody
   - Super 8, Cody
   - Snow King Resort, Jackson
   - Super 8, Jackson
   - Wort Hotel, Jackson
   - Development-Proposed, Jackson Hole
   - Colter Bay Village, Moran
   - Jackson Lake Lodge, Moran
   - Jenny Lake Lodge, Moran
   - Best Western-Bel Air, Rawlins
   - Bridger Inn, Rawlins
   - La Quinta Inn, Rock Springs

  Western Europe

  Belgium
   - Oostkamp Hotel, Bruges
   - Proposed Residence Inn, Brussels
   - SAS Royal Hotel, Brussels

  Denmark
   - Proposed Hotel, Copenhagen

  France
   - The Miramar, Biarritz
   - Chateau D'arc en Barroi, Haute-Marne
   - Le Grand, Paris
   - Royal Monceau, Paris

  Germany
   - Cumberland House, Berlin
   - Munchen Penta Hotel, Munchen

  Holland
   - Carlton - Cannes & Amstel, Amsterdam
   - The Pulitzer Hotel, Amsterdam

  Spain
   - Le Meridien, Barcelona
   - Princess Sophia, Barcelona
   - Hotel Los Monteros, Marbella
   - Incosol Spa & Hotel, Marbella
   - Proposed Hyatt Resort, Marbella

  United Kingdom
   - Copthorne Hotel, Aberdeen
   - Copthorne Hotel, Birmingham
   - Hyatt Regency, Birmingham
   - Holiday Inn, Cambridge
   - Copthorne Hotel, Cardiff
   - Great Eastern Hotel, England
   - Copthorne Hotel, Glasgow
   - Hanbury Manor Hotel, Hertfordshire
   - 47 Park Street, London
   - Bailey's Hotel, London
   - Basil Street Hotel, London
   - Basil Street Hotel, Knightsbridge, London
   - Britannic Tower, London
   - Chelsea Hotel, London
   - Chesterfield Hotel, London
   - Chesterfield Hotel, Mayfair, London
   - Copthorne Hotels, London
   - Copthorne Tara Hotel, London
   - Dorchester Mayfair, London
   - Executive Hotel, London
   - Marriott Hotel, London
   - May Fair, London
   - Plaza Hotel, London
   - Proposed Hotel Conversion, London
   - Proposed Hotel-The City, London
   - Regent Hotel, London
   - Regent London Hotel, London
   - Sheraton Belgravia, London
   - Sheraton Park Tower, London
   - St. James Court Hotel, London
   - The Executive Hotel, London
   - Windsor Hotel, London
   - Copthorne Hotel, Manchester
   - Copthorne Hotel, Newcastle
   - Copthorne Hotel, Slough/Windsor
   - Swallow Hotel, Stockton
   - Copthorne Hotel-Effingham Park, Sussex
   - Copthorne Hotel-Gatwick, Sussex

  Middle East and North Africa

  Egypt
   - Sheraton Anni Cruise Ship,
   - Sheraton Aton Cruise Ship,
   - Sheraton Hotp Cruise Ship,
   - Sheraton Tut Cruise ship,
   - Aswan Oberol Hotel, Aswan
   - Cairo Sheraton Hotel, Cairo
   - Hotel - Proposed, Cairo
   - Lido Hotel, Cairo
   - Meridien Hotel, Cairo
   - Novotel Cairo Airport, Heliopolis, Cairo
   - Proposed Resort Complex, Hurghada
   - Luxor Sheraton Hotel, Luxor
   - Proposed Hotel, Luxor
   - Fayrouz Village Hotel, Sharm El Sheikh, Sinai
   - Coral Village Hotel, Nuweiba, Sinai
   - Hotel - Proposed, Dahab, Sinai
   - Hotel - Proposed, St. Catherine, Sinai

  Greece
   - Athens Hilton & Proposed Hotel, Athens
   - Caravel Hotel, Athens
   - Proposed Sargani Hotel & Bungalows, Halkidiki
   - Rhodes Hotel  -Proposed, Rhodes

  Israel
   - Proposed Inter-Continental Hotel, Tel Aviv

  Lebanon
   - Hotel Market Review, Beruit

  Morocco
   - El Minzah Hotel, Tangier

  Nigeria
   - Proposed Sheraton Hotel, Port Harcourt

  Saudi Arabia
   - Proposed Jeddah Corniche Project, Jeddah

  Tunisia
   - Proposed Hotel, Hammamet

  Turkey
   - Hotel Conrad, Istanbul

  Latin America and the Caribbean

  Bahamas
   - Eleuthera Joint Venture, Eleuthera
   - Cape Eleuthera Island Hotel, Eleuthera Island
   - Eleuthera Joint Venture, Eleuthra
   - The Montague, Nassau
   - Paradise Island Hotel, Paradise Island
   - Resorts Int'l Hotel and Casino, Paradise Island

  Belize
   - Journey's End Caribbean Club, Abergris Caye

  Bermuda
   - Sonesta Hotel, Bermuda

  Brazil
   - Quatro Rodas Hotel, Recife

  Colombia
   - Charleston Hotel - Proposed, Barranquilla
   - Bella Suiza Hotel, Bogota
   - Hotel & Convention Center -Proposed, Cali
   - Cartagena Hilton, Cartagena
   - El Faro de Cartagena Resort Propose, Cartagena
   - Proposed Indian Sea and Sun Resort, Cartagena
   - Hotel De Isleno, San Andres Isla
   - Santamar Hotel, Santa Marta

  Curacao
   - Ramada Renaissance Hotel and Casino,

  Honduras
   - Inn Of The Sun, Guanaja

  Jamaica
   - Holiday Inn-Rose Hall, Montego Bay
   - Americana Eden II, Ocho Rios

  Mexico
   - Posadas de Mexico Hotels,
   - Americana Condesa Del Mar, Acapulco
   - Americana El Presidente Hotel, Acapulco
   - Resort-Proposed, Cabo San Lucas
   - Palacio Del Margus, Chiconcuac
   - Omni Hotel, Ixtapa
   - Fiesta Inn-Proposed, Leon
   - Karmina Place, Manzanillo
   - Hotel - Proposed, Mexico City
   - La Jolla de Mismaloya, Puerta Vallarta

  Netherland Antilles
   - Divi Divi Beach Resort, Aruba
   - Divi Tamarijn Beach Resort, Aruba
   - Golden Anchor, Bonaire
   - Resort Hotel-Proposed, Bonaire
   - Ramada Renaissance Hotel and Casino, Curacao
   - Cupecoy Beach Club Hotel, St. Maarten
   - Dawn Beach Hotel, St. Maarten
   - Dawn Beach Resort, St. Maarten
   - Mullet Bay Resort, St. Maarten
   - Oyster Pond Hotel, St. Maarten

  Puerto Rico
   - Hyatt Dorado Beach Hotel, Dorado
   - Hyatt Regency Cerromar Hotel, Dorado
   - Hotel - Proposed, Fajardo
   - Hotel Puerto Rico, Fajardo
   - Westin Resort-Proposed, Palmer
   - Marriott Resort & Casino-Proposed, Puerto Rico
   - Carib Inn, San Juan
   - Dupont Plaza, San Juan
   - El San Juan Hotel and Casino, San Juan
   - Howard Johnson Hotel, San Juan
   - Marriott - Proposed, San Juan
   - Marriott Update - Proposed, San Juan
   - Sands Hotel and Casino, San Juan

  Virgin Islands
   - Caneel Bay, St. Croix
   - Carambola Beach Resort, St. Croix
   - Hotel - Proposed, St. Croix
   - St. Croix Development, St. Croix
   - Caneel Bay, St. John
   - Pineapple Beach Hotel, St. Thomas
   - Sugar Bay Plantation, St. Thomas
   - Virgin Grand Hotel, St. Thomas
   - Virgin Isle Hotel, St. Thomas
   - Little Dix Bay, Virgin Borda

  Eastern Europe

  Croatia
   - Two Hotels, Dubrovnik

  Czech Republic
   - Voronesh Hotel Complex, Brno
   - Proposed Four Seasons Hotel, Prague

  Hungary
   - Proposed Resort Hotel, Babolna
   - Duna Inter-Continental, Budapest

  Latvia
   - Daugava Hotel-Proposed, Riga
   - Proposed Hotel, Riga

  Poland
   - Holiday Inn, Krakow
   - Marriott Hotel - Proposed, Poznan
   - Proposed Hotel, Poznan
   - Radisson Hotel, Szczecin
   - Bristol Hotel, Warsaw
   - Holiday Inn, Warsaw
   - Orbis Joint Venture, Warsaw
   - Proposed Hotel, Warsaw
   - Sheraton Hotel - Proposed, Warsaw
   - Zakopane Resort Complex, Zakopane

  Russia
   - Kamiennyi Most Hotel & Business, Moscow
   - Savoy Hotel, Moscow

  Asia

  Korea
   - Ultrapolis 3000, Seoul

  Malaysia
   - UP 3000 Hotel-Proposed, Selangor

  Singapore
   - Resort Hotels - Proposed,
   - Ultrapolis 3000, Singapore

  West Indies
   - Proposed Blue Lagoon Resort, St. Martin

Hospitality Valuation Services                                 Mineola, New York
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Hospitality Valuation Services

Industry Leader

Hospitality Valuation Services (HVS) was created in 1980 to satisfy the ever-increasing demand for reliable and well-documented hotel/motel valuations, market studies, and feasibility reports. As the nation's leading real estate appraisal organization devoted exclusively to lodging properties, HVS offers owners, investors, and lenders in-depth valuation and market research expertise.

Our professional staff, operating on a worldwide basis with offices in New York, San Francisco, Miami, Boulder, Vancouver, and London, has appraised more than 4,000 hotels and motels in every state and over 32 foreign countries. Each member of Hospitality Valuation Services is well versed in lodging operations. Most have college degrees in hotel administration as well as actual on-the-job hotel experience. Coupled with intense training in real estate appraisal theory and techniques, we are highly qualified to handle the unique characteristics of hostelry valuations.

Excellence Through Specialization

An important feature of our valuation and feasibility services is specialization. Daily exposure on a global basis to a wide variety of hotel transactions and operating statistics, along with actual buyers and sellers, provides the data to thoroughly document our reports.

HVS maintains the industry's largest database of hotel valuation information:

      o     Data on over 4,000 hotel transactions;

      o     Over 3,500 actual financial statements;

      o Thousands of management contracts, franchise agreements, mortgages, leases, and other similar documents;

      o     Personal contacts at every major hotel company;

      o Names and addresses of over 10,000 hotel owners, investors, lenders, and operators.

Hospitality Valuation Services                                 Mineola, New York
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     HVS
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International
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Innovative research in hotel valuation techniques is set forth in the textbooks we authored for the Appraisal Institute, entitled The Computerized Income Approach to Hotel/Motel Market Studies and Valuations and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations. These publications, along with more than 300 articles, are recognized as the authoritative standard for valuing lodging facilities and performing market feasibility studies. In addition, we have developed Hospitality Valuation Software, a computerized package that assists appraisers and consultants in evaluating market trends and preparing financial forecasts.

Full-Service Hotel Consulting

With a reputation established by providing highly detailed hotel valuations that are accepted and relied upon by virtually every major hotel owner, lender, and operator, HVS has branched out to offer a full range of consulting services.

      o HVS Consulting Services: Valuations, market feasibility studies, economic studies, management contract and franchise negotiations, development assistance, and expert testimony.

      o HVS Executive Search: Recruitment and placement of top-level hotel management personnel.

      o HVS Eco Services: Environmental audits and assistance in implementing programs including water and energy management, recycling, and green product selection. Provides ECOTEL certifications to environmentally sensitive hotels.

      o HVS Gaming Services: Specialized market, valuation, and consulting services for casinos and other types of gaming activities.

      o     HEI Hotels: Hotel ownership and management.

Long-Term Relationship

Hospitality Valuation Services is in business for the long-term. We are dedicated to providing our clients with the highest quality consulting services. Should you require assistance in any areas covered by our expertise, please contact any member of our team at (516) 248-8828.

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

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                                 ----------------------------
                                 Economic Study and Appraisal
                                 ----------------------------
                                 Radisson Plaza
                                 ----------------------------
                                 Fort Worth, Texas
                                 ----------------------------

Prepared by:
Hospitality Valuation Services
A Division of Hotel Consulting Services, Inc.
372 Willis Avenue
Mineola, NY 11501
516-248-8828


Submitted to:
Mr. Shirish Godbole
Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY 10036

                       [ Letterhead of HVS International]


                                       November 23, 1996

Mr. Shirish Godbole
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY 10036

                                     Re: Radisson Plaza
                                         Fort Worth, Texas
                                         Ref. #9610276
Dear Mr. Godbole:

Pursuant to your request, we herewith submit our economic study and appraisal pertaining to the above-captioned property. We have inspected the site and facilities and analyzed the hostelry market conditions in the Tarrant County area. Our report was prepared in accordance with, and is subject to, the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) and the Uniform Standards of Professional Practice (USPAP), as provided by the Appraisal Institute.

Based on the available data, our analysis, and our experience in the hotel industry, it is our opinion that the market of the fee simple and leasehold interests in the subject property described in this report, as of January 1, 1997, is:

                                   $25,850,000

                       TWENTY FIVE MILLION EIGHT HUNDRED
                             FIFTY THOUSAND DOLLARS

We hereby certify that we have no undisclosed interest in the property, and our employment and compensation are not contingent upon our findings and valuation. The economic study and appraisal is made part hereof, and must remain attached in order for the value opinion set forth to be considered valid. This study is subject to the comments made throughout this report and to all assumptions and limiting conditions set forth herein.

                           Very truly yours,
                           HOSPITALITY VALUATION SERVICES
                           A Division of Hotel Consulting Services, Inc.

                           /s/ Kate B. Henriksen
                           Kate B. Henriksen
                           Consulting and Valuation Analyst

                           /s/ Anne R. Lloyd-Jones, CRE
                           Anne R. Lloyd-Jones, CRE
                           Senior Vice President

                           /s/ Stephen Rushmore, CRE, MAI, CHA
                           Stephen Rushmore, CRE, MAI, CHA
                           President

HVS International, Mineola, New York                           Table of Contents
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Table of Contents

    1.  Executive Summary ..................................................   1
    2.  Nature of the Assignment ...........................................   3
    3.  Description of the Land, Improvements,
        Zoning, Taxes, and Neighborhood ....................................   7
    4.  Market Area Analysis ...............................................  23
    5.  Overview of External Forces Affecting the U.S. Lodging Industry ....  33
    6.  Lodging Market Supply and Demand Analysis ..........................  49
    7.  Projection of Occupancy and Average Rate ...........................  66
    8.  Highest and Best Use ...............................................  77
    9.  Approaches to Value ................................................  79
    10. Income Capitalization Approach .....................................  82
    11. Sales Comparison Approach .......................................... 122
    12. Cost Approach ...................................................... 129
    13. Reconciliation of Value Indications ................................ 136
    14. Statement of Assumptions and Limiting Conditions ................... 140
    15. Certification ...................................................... 143

        Addenda

            Photographs of the Subject Property
            Photographs of the Competitors
            Legal Description
            Synopsis of Franchise and License Agreements
            Synopsis of Ground Leases (West Tower and Parking Garage) Explanation of the Simultaneous Valuation Formula
            Qualifications
            Kate B. Henriksen
            Anne R. Lloyd-Jones, CRE
            Stephen Rushmore, CRE, MAI, CHA

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1.    Executive Summary

Property:                             Radisson Plaza
Location:                             815 Main Street
                                      Fort Worth, Texas  76102
Date of Inspection:                   October 21, 1996
Interest Appraised:                   Fee simple and leasehold
Date of Value:                        January 1, 1997

Land Description
Area:                                 +/-2.5 acres, or +/-109,000 square feet
Zoning:                               H - Business District
Assessor's Parcel Number:             Block 111, Lots 2-3; Block 112, Lots 1-16;
                                      Block 114, Lots 9-16; Block 115,
                                      Lots 1-8 & 13-16

Improvements Description
Age:                                  Constructed in 1921
Property Type:                        Full-service
Guestrooms:                           517
Number of Stories:                    15 (West Tower) and 13 (East Tower)
Food and Beverage Facilities:         Texas Cafe (178 seats); Cactus Grill
                                      (145 seats); Skylight Lounge (40 seats)
Meeting Space:                        Eight rooms totaling +/-62,738 square feet
Parking:                              Leased underground parking garage across
                                      from the West Tower; parking garage on the first five levels of the East Tower

Summary of Value Parameters
Highest and Best Use (as if vacant):  Hold for future development
Highest and Best Use (as improved):   Lodging facility
Marketing Period:                     Six to nine months
Number of Years to Stabilize:         Three
Stabilized Year:                      1999

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Valuation Assumptions
Mortgage Interest Rate:               9.5%
Amortization Period:                  25 years
Debt Service Constant:                0.111856
Loan-to-Value Ratio:                  70%
Stabilized Inflation Rate:            3.5%
Equity Yield Rate:                    22.0%
Terminal Capitalization Rate:         11.5%
Brokerage and Legal Fees:             3.0%
Holding Period:                       Ten years
Calculated Discount Rate:             14.3%

Estimates of Value
Income Capitalization Approach:       $26,171,000
Sales Comparison Approach:            $25,200,000 - $28,300,000
Cost Approach (Replacement Cost):     $46,700,000
Market Value Conclusion:              $25,850,000
Market Value Conclusion per Room:     $50,000

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2.    Nature of the Assignment

Subject of the Economic Study and Appraisal

The subject of the economic study and appraisal is the fee simple interest in approximately 50,000 square feet (1.15 acres) of land improved with a 517-room, full-service lodging facility known as the Radisson Plaza. This analysis also considers the leasehold interest in a +/-10,000-square-foot (0.23-acre) parcel improved with a portion of the hotel, and the leasehold interest in an underground parking garage situated on roughly +/-49,000 square feet (1.12 acres) of land. The hotel opened in 1921, and a second guestroom tower was added in 1983. In addition to guestrooms, the subject property contains a fitness room, an outdoor swimming pool, a gift shop, two restaurants, a lounge, roughly 62,738 square feet of meeting space, a leased beauty shop, a leased flower shop, a leased airline ticket office, and typical back-of-the-house facilities.

The hotel's West Tower occupies the entire block bounded by Eighth Street to the south, Commerce Street to the east, Seventh Street to the north, and Main Street to the west. The East Tower is situated directly across Commerce Street from the West Tower, and the underground parking garage is located directly south and southwest of the West Tower. Municipal jurisdictions governing the property include the City of Fort Worth, Tarrant County, and the State of Texas. The hotel's civic address is 815 Main Street, Fort Worth, Texas, 76102.

Objective of the Economic Study and Appraisal

The objective of the economic study and appraisal is to evaluate the supply and demand factors affecting the market for transient accommodations in the Fort Worth area for the purpose of estimating the market value of the subject property. Market value is defined by the Office of the Comptroller of the Currency (OCC), 12 CFR, Part 34, as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.

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      Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    buyer and seller are typically motivated;

      2. both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    a reasonable time is allowed for exposure in the open market;

      4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

Use of the Appraisal

This appraisal is being prepared for the use of Morgan Stanley Mortgage Capital, Inc. in connection with their proposed financing of a package of 17 hotels, including the subject property, which are owned by the Ashford Financial Corporation or related entities. The information presented in this report should not be disseminated to the public or third parties without the express written consent of Hospitality Valuation Services.

Scope of the Appraisal

All information was collected and analyzed by the staff of Hospitality Valuation Services. Data such as historical operating statements, site plans, floor plans, and so forth were supplied by the Ashford Financial Corporation, the Remington Hotel Company, and the subject property's management representatives. Unless noted otherwise, we have inspected the competitive lodging facilities and analyzed the sales summarized in this report, and our value conclusion is based on this investigation and analysis.

Property Rights Appraised

The property rights appraised are the fee simple ownership of the land and improvements (including the furniture, fixtures, and equipment), as well as the leasehold interest in a portion of the property and in the underground parking garage (which is situated on two other parcels). The subject property is appraised as a going concern (i.e., an open and operating facility).

The property rights appraised are the fee simple interest in the land and improvements, including the furniture, fixtures, and equipment, and the

(1)Federal Register, Vol. 55, No. 165, August 24, 1990; p. 34696.

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leasehold interest in the improvements, including the furniture, fixtures, and equipment. The fee simple interest is defined as "absolute ownership unencumbered by any other interest or estate subject only to the four powers of government."(1) The leasehold interest is defined as "the right to use and occupy real estate for a stated term and under certain conditions; conveyed by a lease."(2)

Method of Study

The methodology used to develop this economic study and appraisal is based on the market research and valuation techniques set forth in the textbooks authored by HVS International for the American Institute of Real Estate Appraisers and the Appraisal Institute, entitled The Valuation of Hotels and Motels,(3) Hotels, Motels and Restaurants: Valuations and Market Studies,(4) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations,(5) and Hotels and
Motels: A Guide to Market Analysis, Investment Analysis, and Valuations.(6)

The appraisal will consider the three standard approaches to value: income capitalization, sales comparison, and cost. Because lodging facilities are income-producing properties that are normally bought and sold on the basis of capitalization of their anticipated stabilized earning power, the greatest weight is given to the value indicated by the income capitalization approach. We find that most hotel investors employ a similar procedure in formulating their purchase decisions, and thus the income capitalization approach most closely reflects the rationale of typical buyers. When appropriate, the sales comparison and cost approaches are used to test the reasonableness of the results indicated by the income capitalization approach.

(1) The Dictionary of Real Estate Appraisal - Second Edition, American Institute of Real Estate Appraisers, Chicago, IL, 1989, p. 120.

(2) The Dictionary of Real Estate Appraisal - Second Edition, American Institute of Real Estate Appraisers, Chicago, IL, 1989, p. 177.

(3) The Valuation of Hotels and Motels, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1978.

(4) Hotels, Motels and Restaurants: Valuations and Market Studies, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1983.

(5) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1990.

(6) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992.

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Ownership, Franchise, and Management

A photocopy of the subject property's legal description, which was provided by the Ashford Financial Corporation, is presented in the Addenda to this report; the appraisers assume no responsibility regarding the accuracy of this document.

The portion of the subject property now referred to as the West Tower opened in 1921 with close to 800 rooms. The hotel's East Tower was constructed in 1983. Today, the West Tower contains 292 guestrooms, and the East Tower houses 225 units. The property operated as an independent facility known as the Hotel Texas for many years; Hyatt assumed operation at around the time the East Tower opened. In 1991, the property acquired a franchise affiliation with Radisson; at that time, the hotel was owned by Aetna Insurance Company and operated by Rank Hotels North America. The hotel was sold to Fort Tower I Associates Hotel Limited Partnership and Fort Tower II Associates Hotel Limited Partnership on June 13, 1994 for an all-cash purchase price of $8,650,000. The limited partnerships noted above are entities controlled by the Ashford Financial Corporation; Remington Hospitality, Inc., another subsidiary of Ashford, began operating the property on or about June 1, 1994.

The subject property operates under a franchise agreement with Radisson; this agreement expires in 2001. The hotel is managed by Remington Hospitality, Inc., and an abstract of this contract is presented in the Addenda to this report. For the purpose of this appraisal, we assume the continued ownership of the subject property by the Ashford Financial Corporation and operation by Remington Hospitality, Inc. as a Radisson Plaza.

Marketing Period

In light of the renewed interest in hotel investments and the increasing availability of debt and equity capital, we believe that it will take six to nine months to sell the subject property assuming it is placed on the market at the concluded value.

Effective Date of the Appraisal

The effective date of the appraisal is January 1, 1997. All projections are expressed in inflated dollars, and the value estimate represents 1997 dollars.

Date of Inspection

The subject property was inspected by Kate B. Henriksen on October 21, 1996.

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3. Description of the Land, Improvements,
   Zoning, Taxes, and Neighborhood

LAND

The suitability of the land for the operation of a lodging facility is an important consideration affecting the economic viability of a property and its overall value. Factors such as size, topography, access, visibility, and the availability of utilities have a direct impact on the desirability of a particular site.

Size and
Topography

The subject site consists of portions of four blocks of land in the Fort Worth central business district. The hotel's West Tower occupies the entire block formed by Eighth Street to the south, Commerce Street to the east, Seventh Street to the north, and Main Street to the west. The East Tower lies on the western half of the block formed by Commerce Street to the west, Seventh Street to the north, Calhoun Street to the east, and Eighth Street to the south. The leased underground parking garage is located in the western half and the northeastern quadrant of the block formed by Eighth Street to the north, Commerce Street to the east, Ninth Street to the south, and Main Street to the west, as well as the eastern half of the block formed by Eighth Street to the north, Main Street to the east, Ninth Street to the south, and Houston Street to the west. Municipal jurisdictions governing the property include the City of Fort Worth, Tarrant County, and the State of Texas.

According to surveys performed by the Tarrant County Tax Assessor's Office, the subject site totals approximately +/-109,000 square feet (or +/-2.5 acres), and is regular in shape; taken together, the various parcels form a rough "S" shape. The site is generally level. Primary vehicular access to the Radisson is provided by Eighth Street and Commerce Street. Overall, the property's size and topography appear suitable for hotel use. The site is fully developed, and there is no excess land available for expansion.

Easements

The subject property is encumbered by a number of easements regarding the tunnel that extends from the parking garage to the West Tower (under Eighth Street) and the hotel canopy that spans Eighth Street between

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Commerce Street and Main Street. We assume that these easements will not affect the use or marketability of the subject property. A copy of the easement agreement is included with the legal description, and is presented in the Addenda to this report.

Regional Access

It is important to analyze a lodging facility's ease of access with respect to regional and local transportation routes and demand generators. The subject site is accessible to a variety of local, county, state, and interstate highways. Interstate 30 is located approximately 12 blocks south of the Radisson; this roadway traverses the center of Fort Worth on an east-west axis and connects the city with Dallas before terminating in Little Rock, Arkansas. North-south transportation from Laredo, Texas to Duluth, Minnesota is available via Interstate 35W, which also crosses the center of Fort Worth. Access to Dallas-Fort Worth International Airport from the downtown district is provided by Texas State Highway 121 (the Airport Freeway), and U.S. Route 287 (the Martin Luther King, Jr. Freeway), which extends from downtown Fort Worth to Interstate 820 (in the southeastern portion of the city). Interstate 20, which crosses the southern portion of Fort Worth, extends from west Texas to Birmingham, Alabama. Interstate 820 forms a horseshoe around the area and intersects I-20 at the city's eastern and western boundaries. This network of highways links downtown Fort Worth with the cities and commercial concentrations throughout the Dallas/Fort Worth metropolitan area. Overall, regional access to the Radisson Plaza is favorable.

Local Access and Visibility

Local access to the subject property is only average. Many of the streets in downtown Fort Worth carry one-way traffic, necessitating a rather circuitous route for many of the hotel's guests. Although parking in the downtown area is scarce, the Radisson does offer valet parking as well as garages across Eighth Street from the West Tower and in the first five floors of the East Tower. By virtue of the hotel's height, the property is highly visible; however, its signage is placed on the porte cochere and along the skyway, which are too low to be seen until motorists have reached Commerce Street.

Airport Access

Dallas-Fort Worth International Airport is located roughly 20 miles northeast of the Radisson, within an approximate 25-minute drive. To reach the hotel from the airport, motorists take Highway 121 to its terminus just north of the downtown district. As a result of the proliferation of one-way local routes, motorists must then travel west on Weatherford Street before traveling south on Houston Street for approximately nine blocks to Ninth Street. Travelers then turn east (or left) on Ninth Street and north (or left) on

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Commerce Street and continue to the Eighth Street intersection. Guests also have the option of using a shuttle service for a minimal fee.

Utilities

The subject site is served by all necessary utilities, which are provided as follows.

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Table 3-1   Available Utilities
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                  Utility           Provider
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                  Water             Forth Worth Water
                  Electricity       TU Electric
                  Telephone         MCI
                  Sewer             Fort Worth Water
                  Gas               Lone Star Gas
                  Steam             Fort Worth Water

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Soil and Subsoil Conditions

Geological and soil reports were not provided to the appraisers or made available for review during the preparation of this report. The appraisers are not qualified to evaluate soil conditions other than by a visual inspection of the surface.

Nuisances and Hazards

The appraisers have not been informed of any site-specific nuisances or hazards, and there were no visible signs of toxic ground contaminants at the time of our inspection. Because the appraisers are not experts in this field, we do not warrant the absence of hazardous waste, and we urge the reader to obtain an independent analysis of this factor.

Flood Zone

Possible locational hazards include flood potential. According to Flood Insurance Rate Map Number 48439C0290 H, Panel 290 of 595 (dated August 2, 1995) as provided by the Federal Emergency Management Agency, the subject property is located in Flood Zone X. This designation indicates that the hotel is situated outside of the 500-year flood plain.

Seismicity

Information regarding seismicity was not available, and we assume that the property is not situated in an area of seismic danger.

Land Conclusion

The subject parcel appears suitable for the operation of a lodging facility. We have analyzed the issues of size, topography, access, visibility, and the availability of utilities, and we note the following advantages and drawbacks.

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Advantages

o The subject property offers valet parking and two parking garages in a neighborhood where parking is scarce.

o     The hotel enjoys good visibility by virtue of its height.

o The property is located only one block north of the Tarrant County Convention Center, a primary demand generator.

o     The subject property has all necessary utilities in sufficient capacity.

Disadvantages

o The abundance of one-way roads in the hotel's immediate vicinity can complicate access for motorists.

o The signage is relatively low, limiting travelers' ability to identify the hotel from a distance.

o The property is located on portions of four separate parcels, thus limiting the ability to connect the lots (either above or below ground).

The advantages noted above are important locational characteristics. Although the surrounding infrastructure places some restrictions on the layout of the improvements, the site is considered suitable for its current use.

IMPROVEMENTS

The quality of a lodging facility's physical improvements has a direct influence on its marketability and attainable occupancy and average rate. The design and functionality of the structure can also affect operating efficiency and overall profitability. This section investigates the subject property's physical improvements and personal property in an effort to determine how they contribute to total value. The following description of the improvements is based on our inspection of the hotel and information provided by management representatives.

The Radisson Plaza is a full-service lodging facility containing 517 rentable units, +/-62,738 square feet of meeting space, two restaurants, one lounge, a fitness room, an outdoor swimming pool, a gift shop, an airline ticket counter, a beauty shop, and appropriate back-of-the-house facilities. The property opened in 1921 and an addition was constructed in 1983; reports indicate that the original structure also underwent an extensive renovation at that time. When the hotel was acquired by the Ashford Financial Corporation in mid-1994, it was in extremely poor condition, and a $2,200,000

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renovation was completed subsequent to the sale. This renovation included replacement of carpets in the guestrooms and hallways, replacement of guestroom soft goods, installation of new ceramic bathroom tile in 270 units, refinishing of case goods, and repair and upgrading of the vinyl wall coverings in the guestroom corridors. Meeting rooms on the third floor also received new carpeting, vinyl wallcovering, artwork, and lighting. Airwalls in the Crystal Ballroom were refinished and soundproofed, and a new HVAC system was installed. The hotel is now judged to be in good condition, and management representatives report that all building systems are in working order. The hotel operates under a license agreement with Radisson, and reportedly meets the standards for lodging facilities of that brand. Based on our inspection and information provided by management representatives, the following table summarizes the facilities available at the subject property.

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Table 3-2    Facilities Summary
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Guestrooms (No. of Units)
      Kings                                                      246
      Double/doubles                                             259
      Suites                                                      12
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             Total                                               517

Food and Beverage Outlets (No. of Seats)
      Texas Cafe                                                 178
      Cactus Grill                                               145
      Skylight Lounge                                             40

Meeting and Banquet Rooms (Square Footage)
      Grand Crystal Ballroom                                  13,624
      Texas Ballroom                                           3,192
      Continental Room                                         1,156
      Citizens Room                                            1,847
      General Worth Board Room                                   378
      Tarrant Room                                               378
      Metropolitan Room                                          644
      Pavilion Exhibit Hall                                   41,519
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          Total                                               62,738

Recreational & Other Amenities
      Outdoor swimming pool, fitness room, sauna

Parking Spaces
      Valet parking, two parking garages

Elevators
      Six guest, two service/employee, two kitchen

Laundry
      Three washers, four dryers, two folders, one ironer

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Layout and Design

The subject property's West Tower, which was built in 1921, is a 15-story, brick-covered structure; the 13-story East Tower opened in 1983. The two buildings are connected at the second story by a skywalk over Commerce Street. Another skywalk connects the West Tower to a large office building known as Continental Plaza, which is located directly across Seventh Street from the Radisson. The West Tower also features three below-ground levels.

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Reports indicate that the West Tower's lower basement levels were once leased as office space, but they are now vacant. Consideration has been given to finding another tenant, or renovating this area for use as additional function space. For the purpose of this analysis, we assume that this space will remain largely vacant, and that the cost of a renovation sufficient enough to attract a tenant or to allow the area to be used as meeting space will offset any potential rental revenue.

The upper basement level of the West Tower features an underground connection to a parking garage that the subject property leases from the City of Fort Worth. This level also houses the hotel's maintenance room, laundry, personnel office, purchasing area, storage areas, an employee cafeteria, the employee entrance, and a leased flower shop.

The property's two restaurants, the gift shop, a bell stand, and the front desk are all located on the first floor of the West Tower. The second floor houses the Crystal Ballroom and the Skylight Lounge. Facilities situated on the third floor include the Texas Ballroom, the Continental Ballroom, and four small meeting rooms. Standard guestrooms are situated on the fourth through 12th floors of the West Tower; there is no designated 13th floor. Plaza Levels, which offer more upscale guestrooms and suites, occupy the 14th and 15th floors; three small meeting rooms are also available on the 15th floor. The 16th level of the West Tower is currently used for storage, and provides access to the mechanical areas and the rooftop.

There are no basement levels in the East Tower. Leased areas are located on the first floor; some of this space is occupied by an American Airlines ticket office and a beauty shop, and the remainder is vacant. Parking facilities comprise the remainder of the first floor as well as the second through fifth floors of the East Tower. In addition to guestrooms, the sixth floor houses the hotel's swimming pool, the fitness center and sauna, and a small vending room. Guestrooms occupy the seventh through 14th floors. Like the West Tower, the East Tower has no designated 13th floor.

Lobby

The lobby is the located on the ground level of the southern portion of the West Tower. The main entrance, on Eighth Street, provides entry into the lobby, and access to the lobby is also available from Main Street. Upon entering the lobby from Eighth Street, the concierge and front desk are to the right. One set of guestroom elevators is located next to the front desk. An escalator to the second floor is situated to the left as one enters the lobby from the main entrance. The two-story lobby was refurbished in 1994,

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before the current owners purchased the property, and it appears to be in good condition.

Food and Beverage Outlets

Three food and beverage outlets are available at the Radisson: the Texas Cafe, the Cactus Grill, and the Skylight Lounge. The Texas Cafe is a 178-seat restaurant, located across the lobby from the main entrance of the hotel. It serves breakfast and lunch, and offers a buffet during both periods. Lunch and dinner are available in the 145-seat Cactus Grill, which serves American and Southwestern cuisine. This facility is located in the northwest corner of the West Tower, and can be reached from the hotel interior or from Main Street. The two restaurants were refurbished in 1994, and appear to be fairly well maintained.

The Skylight Lounge is located on the second floor, and is open only during periods of peak demand. When the Skylight Lounge is not open, the Cactus Grill is a popular alternative for beverage service. In 1994, the Skylight Lounge received new soft goods, carpet, and some new furniture, and the remaining furniture was refinished. The lounge is not enclosed, and by virtue of its location near the Crystal Ballroom, many guests congregate in this space before and after meetings even when beverage service is not available.

Meeting and Banquet Space

Function space is concentrated on the second and third floors of the West Tower and on the garage level. The subject property has roughly 62,738 square feet of meeting space, the bulk of which is housed in the 41,519-square-foot Pavilion Exhibit Hall. This is a unique space that is actually part of the parking garage, it but can be paneled and floored for use as meeting space. It is also equipped with adequate lighting and air conditioning. Although the Pavilion Exhibit Hall does not receive frequent use, management representatives indicate that it is a unique amenity that other hotels in the market do not provide.

The 13,624-square-foot Crystal Ballroom is the largest facility of its type in Fort Worth, and it can accommodate up to 1,200 people banquet-style. A smaller facility known as the Texas Ballroom is located on the third floor, along with four additional meeting rooms. The 15th floor of the West Tower also houses three small meeting rooms.

Although an extensive renovation of the meeting space was carried out in late 1994 and early 1995, these areas appear to be in only fair condition. Carpets in the Crystal Ballroom have small stains and are worn in places,

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and some of the wallcoverings are torn. In 1996, the ceiling of the Crystal Ballroom was repainted, brass moldings were placed on the partitions, and the banquet chairs were upgraded. The pre-function space received new paint, wall vinyl, and artwork in 1996, and appears to be in good condition.

Guestrooms are slightly larger than standard units, and feature a typical layout and design. Most units contain the following furniture and fixtures.

o     One king bed or two double beds

o     Two nightstands

o     Two wall lamps

o     Clock/radio

o     Telephone

o     Small dresser

o     Color television

o     Desk with two chairs and a small lamp

o     Artwork

o     Vinyl wallcovering

o     Hard-wired smoke detector

o     Individual heating, ventilation, and air conditioning control panel

o     Wall-mounted mirror

o     Closet and vanity area

o Bathroom with tile floor, tile walls, tub/shower combination, commode, and one counter-style sink

Overall, the guestrooms and corridors appeared to be in good condition at the time of our inspection. In mid-1995, carpets were replaced in all guestrooms and corridors, guestroom soft goods were replaced, new ceramic tile was installed in 270 bathrooms, and case goods were refinished.

Management has set aside approximately 70% of the guestrooms for non-smoking guests; this type of amenity costs very little and requires no structural changes. We expect that the number of rooms allocated for this

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purpose will be increased or reduced depending on demand and guest response.

Recreational Amenities

Recreational amenities at the subject property consist of a fitness room, a sauna, and an outdoor swimming pool. These facilities are located on the sixth floor of the East Tower.

Back-of-the-House Space

The subject property has one kitchen located in the northern portion of West Tower's main floor. Although the two restaurants have direct kitchen access, the meeting areas do not. Food and supplies for the meeting rooms must be transported up service elevators to service areas adjacent to the meeting space; this creates some problems in terms of keeping food hot, there is insufficient elevator capacity when there are numerous events being staged at once.

The bulk of the back-of-the-house space is located on the upper basement level of the West Tower, including maintenance, the laundry, the personnel office, purchasing, storage rooms, and employee areas. This configuration causes some problems for the housekeeping department. All laundry equipment is located in the basement level of the West Tower, and because the East Tower contains no basement and is not equipped with employee elevators, the housekeeping staff must transport laundry from the East Tower guestrooms down the guest elevators, across the skywalk between the buildings, and down the employee elevators in the West Tower to the basement. To help ease this problem, all guestroom floors are equipped with housekeeping closets. The subject property's main administrative offices are located on the second floor of the East Tower, just across the skyway from the West Tower.

Vertical Transportation

Vertical transportation is provided by six guest elevators (three in each tower), two employee/service elevators in the West Tower, and two kitchen elevators.

Heating, Ventilation, and Air Conditioning

Heating, ventilation, and air conditioning (HVAC) is provided to the guestrooms by a centralized two-pipe system that employs three boilers and three chillers. Public areas use a centralized system with 28 air handling units. As a result of the property's age, the operating systems often require extensive maintenance. Management representatives indicate that these systems are now in working condition, although one of the chillers is scheduled to be overhauled in the next year.

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Fire Protection

The subject property is equipped with a partial sprinkler system. Single-station smoke alarms are located in all guestrooms, public spaces, and employee areas, and are wired to both the front desk and the fire department.

Security

Management representatives indicate that there are no unusual safety or security concerns at the Radisson Plaza.

Asbestos

According to an independent analysis performed by Entrix, Inc. and provided to us by the Ashford Financial Corporation, some asbestos may be present in the subject property's improvements; however, we are not qualified to evaluate the severity of this condition. For the purpose of this analysis, we assume that all asbestos problems have been remedied or are not serious in nature; however, the reader should be advised that any costs associated with asbestos removal or containment could have an unfavorable impact on the hotel's market value. We suggest that interested parties initiate an investigation regarding current asbestos levels and the capital expenditures that may be necessary to remove any asbestos that is present.

ADA Conformance

Following the January 26, 1992 passage of the Americans with Disabilities Act
(ADA), hotels are subject to new physical standards. The appraisers are not experts on ADA compliance, and we render no opinion regarding the subject property's conformance to ADA standards. Capital expenditures that may be necessary to bring the property into accordance with the ADA will reduce our estimate of market value. Any ongoing costs related to ADA regulations are expected to be funded by normal replacement reserves.

Improvements Conclusion

Overall, the subject property's improvements appear appropriate for hotel use, although some functional obsolescence is apparent as a result of the property's age and design. One example, the East Tower does not have a service elevator, and access to the laundry room from the East Tower is difficult. In addition, the parking garage in the East Tower contains no elevators and provides access to the hotel only from the first floor. Thus, guests who park on the upper levels of the garage must navigate several flights of stairs between the hotel entrance and their vehicles.

For the purpose of this appraisal, we assume that the subject property will be maintained in its current condition throughout the ten year holding period. Specifically, our analysis is predicated on the fact that management will employ standard preventive maintenance measures, and that a reserve for replacement fund will be established to cover the cost of any future capital expenditures that may be necessary.

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Zoning

According to the City of Fort Worth's zoning regulations, the subject property is zoned as follows.

                              H - Business District

The purpose of the H zoning designation is to provide a specific central business district for more intense application of all commercial uses permitted in other commercial districts, with less restrictive height regulations. Permitted uses in this zoning category include offices and businesses, apartments, garages, publishing and printing buildings, as well as all uses allowed in other commercial districts (including hotels). Based on this information, the subject property appears to conform to local zoning regulations. We assume that all necessary permits and approvals have been secured (including an appropriate liquor license), and that the subject property was constructed in accordance with local zoning ordinances, building codes, and all other applicable regulations. Our zoning analysis should be verified before any physical changes are made to the hotel.

Assessed Value and Taxes

Property tax is one of the primary revenue sources of municipalities. Based on the concept that the tax burden should be distributed in proportion to the value of all properties within a taxing jurisdiction, a system of assessments is established. Theoretically, the assessed value placed on each parcel bears a definite relationship to market value, so properties of equal market value will have similar assessments and properties with higher and lower values will have proportionately larger and smaller assessments. Depending on the taxing policy of the municipality, property taxes can be based on the value of the real property or the value of the personal property and the real property. Because the objective of assessed value is to maintain a specific value relationship among all properties in a taxing jurisdiction, comparable hotel assessments should be evaluated to determine whether the subject property's assessed value is equitable.

The taxing jurisdiction governing the subject property assesses both real and personal property. There is no equalization rate, so the assessed value ratio is reported to be approximately 100% of market value. It is our understanding that properties are reassessed during each even-numbered year. The following table outlines the assessments of the subject property and two comparable hotels in Tarrant County.

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Table 3-3    Assessed Value of Comparable Hotels
--------------------------------------------------------------------------------

                                Total Assessment         Assessment per Room
                           -------------------------  -------------------------
                   No. of
Hotel               Rooms    Land       Improvements    Land       Improvements
-------------------------------------------------------------------------------

Subject Property      517  $2,400,000    $8,767,278    $4,642        $16,958
Worthington           504   6,280,000    10,220,000    12,460         20,278
Remington             300   1,000,000     3,242,218     3,333         10,807

                    Source: Tarrant County Assessor's Office

--------------------------------------------------------------------------------

Based on the information presented in the previous table, the assessed values of the subject property's land and improvements fall between the range indicated by the comparable properties. The tax rates applicable to the Radisson Plaza are presented in the following table.

================================================================================
Table 3-4    Tax Rates Applicable to the Subject Property
--------------------------------------------------------------------------------

                                                    Tax Rate
                                                  per $100 of
Jurisdiction                                       Assessment
---------------------------------------------------------------
City of Fort Worth                                   $0.38
Fort Worth School District                            1.46
Tarrant County                                        0.26
Other                                                 0.56
---------------------------------------------------------------
Total                                                $2.66

--------------------------------------------------------------------------------

The subject property's 1996 tax burden is calculated as follows.

================================================================================
Table 3-5    1996 Assessed Value and Tax Burden
--------------------------------------------------------------------------------

                                 Block 111      Block 112   Block 114    Block 115           Total
---------------------------------------------------------------------------------------------------
Land                              $600,000     $1,800,000          $0           $0      $2,400,000
Improvements                     2,679,458      5,567,820     280,000      240,000       8,767,278
Personal Property                        0              0           0            0       2,258,402
---------------------------------------------------------------------------------------------------
Total                            3,279,458      7,367,820     280,000      240,000      13,425,680
1996 Tax Rate                         2.66           2.66        2.66         2.66            2.66
---------------------------------------------------------------------------------------------------
Tax Burden (Payable 1/97)          $87,234       $195,984      $7,448       $6,384        $357,123

--------------------------------------------------------------------------------

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The following table shows how tax rates in the subject property's jurisdiction have changed since 1991.

================================================================================
Table 3-6    Historical Tax Rates
--------------------------------------------------------------------------------

                           Tax Rate per $1,000         Percent
      Year                    of Assessment             Change
--------------------------------------------------------------------

      1991                     $2.69                     ---
      1992                      3.31                     22.7%
      1993                      2.93                    (11.5)
      1994                      3.01                      2.9
      1995                      2.98                     (1.0)
      1996                      2.66                    (10.7)

Avg. Annual
Comp. Change,
1991-96                                                  (0.0)%

--------------------------------------------------------------------------------

Although tax rates declined by 10.7% in 1996, there was a reassessment, and all of the comparable properties that we investigated were reassessed at levels ranging from 7.8% and 49.2% higher than previously. Consequently, the subject property's tax burden rose despite the drop in the tax rate. We also note that although there have been annual fluctuations in the tax rate since 1991, they have remained relatively stable between 1991 and 1996. For the purpose of this appraisal, we assume that the subject property's tax burden will increase at the underlying inflation rate of 3.5% annually throughout the projection period, yielding the following forecast.

================================================================================
Table 3-7   Forecast of Property Tax Expense
--------------------------------------------------------------------------------

                                     1997         1998      Stabilized
------------------------------------------------------------------------
Projected Property Taxes (+000)      $357         $370         $383

--------------------------------------------------------------------------------

NEIGHBORHOOD

The neighborhood surrounding a lodging facility often has an impact on a hotel's status, image, class, style of operation, and sometimes its ability to attract and properly serve a particular market segment. This section investigates the subject property's neighborhood and evaluates any pertinent locational factors that could affect its occupancy, average rate, food and beverage revenues, and overall profitability.

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The Radisson is situated in downtown Fort Worth, Texas; the downtown district is situated on a bluff just southeast of a bend in the Trinity River. The neighborhood surrounding the subject property is characterized primarily by commercial office buildings, small retail outlets, restaurants, hotels, and parking facilities. The Tarrant County Convention Center is located just south of Ninth Street and approximately one block south of the hotel, between Commerce and Houston Streets.

Immediately across Eighth Street from the subject property's West Tower is a plaza that covers the underground parking garage that the hotel leases from the city. A small office building is located on the southeastern corner of the plaza; this building is home to the Moncrief Oil Company. Immediately across Eighth Street from the East Tower are a Greyhound bus station and a small office building known as Winfield Place.

Houston and Main Streets are the main retail corridors in downtown Fort Worth. Across Main Street from the West Tower are Del Frisco's Steakhouse and the TU Electric office building. Continental Plaza, a multi-story office building housing companies such as Overton Bank and Trust, A.G. Edwards, and Burlington Northern - Santa Fe is located immediately across Seventh Street from the subject property's West Tower. As noted earlier, a skywalk connects this building to the second story of the Radisson's West Tower.

The competitive hotels in the downtown area are located within blocks of the subject property. The Worthington is situated on Main Street, approximately six blocks north of the Radisson Plaza. The Remington is located on Commerce Street, approximately two blocks northeast of the East Tower, and the Ramada Downtown is located south of the convention center on Commerce Street, roughly nine blocks southeast of the Radisson Plaza.

Just north of the subject property is Sundance Square, a 14-block, multi-use development spearheaded by the Bass Brothers. This district offers cinemas, theaters, restaurants, and a variety of retail outlets. Additional office space and the Nancy Lee & Perry R. Bass Performance Hall are also under construction in this district.

Overall, the subject property's location near the convention center and various office buildings allows the hotel to draw an adequate share of demand from the meeting and group and commercial market segments. The area is widely perceived as being safe, and pedestrians have no difficulty reaching

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various destinations in the downtown district. Overall, the neighborhood surrounding the Radisson Plaza appears appropriate for the operation of a lodging facility.

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================================================================================
4. Market Area Analysis

The economic vitality of the market surrounding the subject property is an important consideration in forecasting lodging demand and income potential. Economic and demographic trends that reflect the amount of visitation provide a basis from which to project hostelry demand. The purpose of the area analysis is to review available economic and demographic data to determine whether the local market will undergo economic growth, stability, or decline. In addition to predicting the direction of the economy, the rate of change must be quantified. These trends are then correlated based on their propensity to reflect variations in lodging demand with the objective of forecasting the growth or decline in visitation by individual market segment.

Market Area Definition

The subject property's market area can be defined as the City of Fort Worth; on a broader scale, the market consists of Tarrant County, the Fort Worth-Arlington Metropolitan Statistical Area (MSA), and the Dallas-Fort Worth Consolidated Metropolitan Statistical Area (CMSA). Four counties comprise the Fort Worth-Arlington MSA: Tarrant, Hood, Johnson, and Parker. The MSA is located in northcentral Texas, approximately 30 miles west of Dallas, 270 miles northwest of Houston, and 270 miles northeast of San Antonio. The Dallas-Fort Worth CMSA is often referred to as the "Metroplex," and has a population of over 4,400,000.

Economic and Demographic Data

Based on fieldwork conducted in the area and our in-house sources, we have evaluated various economic and demographic statistics to determine trends in lodging demand. A primary source of economic and demographic statistics used in this analysis is the Complete Economic and Demographic Data Source published by Woods & Poole Economics, Inc., a well-regarded forecasting service based in Washington, DC. Using a data base containing more than 300 variables for each county in the nation, Woods & Poole employs a sophisticated regional model to forecast economic and demographic trends. Historical statistics are based on census data and information published by the Bureau of Economic Analysis. Projections are formulated by Woods and Poole. All dollar amounts have been

                                    AREA MAP

                               [GRAPHIC OMITTED]

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adjusted for inflation, and thus growth or decline represents real change in constant dollars.

Population

Between 1980 and 1995, the populations of the Fort Worth MSA and Tarrant County rose at average annual compounded rates of 2.7% and 2.8%, respectively, while the CMSA, the state, and the nation all registered slower growth rates. The county's population is expected to increase by 2.7% annually from 1995 through the year 2000, while the MSA is expected to achieve a slightly lower rate of growth of 2.6%. Both of these rates are higher than those projected for the CMSA, the state, and the nation. We find that the rate of population growth generally establishes a minimum rate of increase for commercial hotel demand; this observation also holds true for the meeting and group segment if a majority of the meetings are business-oriented.

Retail Sales

Trends in retail sales reflect changes in population as well as the propensity of residents and visitors to purchase retail goods. Like population trends, retail sales have no direct correlation with hotel room night demand, although they do tend to gauge the economic health and vitality of the market.

According to Woods and Poole Economics, retail sales growth in the Fort Worth MSA outpaced that of the CMSA, the state, and the nation between 1980 and 1995, although the statewide gain was higher than that of the MSA from 1990 to 1995. Retail sales in both Tarrant County and the Fort Worth MSA are projected to increase at an average annual compounded rate of 2.6% between 1995 and the year 2000; this compares favorably to the 1.8%, 1.5%, and 0.9% annual increases anticipated for the CMSA, the state, and the nation, respectively.

Personal Income

Trends in personal income reflect the ability of residents to spend money in the local economy. Between 1980 and 1995, personal income rose at an inflation-adjusted average annual compounded rate of 3.6% in both Tarrant County and the Fort Worth MSA; in both areas, this rate dropped to 3.0% between 1990 and 1995. By comparison, the Dallas-Fort Worth CMSA achieved historical personal income growth of 3.5% annually between 1980 and 1995 and 3.1% between 1990 and 1995. Long-term growth in the State of Texas and the United States was lower, at rates of 2.5% and 2.3%, respectively. Projections indicate average annual compounded gains of 3.8% in the county and the MSA from 1995 through the end of the decade, which is

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again higher than the levels anticipated for the CMSA, the state, and the nation as a whole.

Work Force Characteristics

Although Woods and Poole Economics reports that total employment in the Fort Worth MSA increased at an average annual compounded rate of 3.2% from 1980 to 1995, the 1.9% growth rate reported from 1990 to 1995 was noticeably lower. This is partially attributable to the national recession that marked the early 1990s, as well as military cutbacks at Carswell Air Force Base. In 1995, services was the largest sector in the MSA, accounting for approximately 29.3% of all employment, followed by trade (at 24.3%), manufacturing (at 13.6%), and government (at 11.2%).

Forecasts indicate that employment growth in the Fort Worth MSA is expected to remain consistent with short-term historical trends, and an average annual compounded increase of 1.9% is anticipated between 1995 and the year 2000. The services sector is projected to expand slightly (to roughly 30.0% of total employment), again followed by trade (at 24.4%), manufacturing (at 12.8%), and government (at 10.9%) as of the year 2000. Because the local economy is not tied to the prosperity of any single sector, the impact of normal business cycles is cushioned.

The major employers in Forth Worth represent a cross section of hotel demand potential. Some are national in scope, while others operate on a more local basis; some are engaged in manufacturing, and others are active in service industries. The following table outlines some of the major employers in Tarrant County.

================================================================================
Table 4-1   Major Employers
--------------------------------------------------------------------------------

                                                                        No. of
Firm                                        Product                    Employees
--------------------------------------------------------------------------------
American Airlines                           Commercial Airlines           30,000
Lockheed Martin Tactical Aircraft Systems   Aircraft Manufacturing        12,000
Bell Helicoptor Textron                     Helicoptor Manufacturing       6,262
Harris Methodist Health Systems             Health Care                    5,115
Radio Shack                                 Retail Electronics             4,310
IBM                                         Computers, Software            3,000
Burlington Northern - Santa Fe Corp.        Transportation                 2,500
Alcon Laboratories                          Pharmaceutical                 2,300
Tandy Corporation                           Electronics                    2,300
Southwestern Bell                           Telecommunications             2,100

                     Source: Fort Worth Chamber of Commerce

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Office Space

According to Downtown Fort Worth, Inc., a semi-private, non-profit corporation, the inventory of office space in downtown Fort Worth totaled 7,701,192 square feet at year-end 1995. Occupancy rates are much higher for better-quality space, as illustrated by the following table.

================================================================================
Table 4-2   Office Space - Downtown Fort Worth
--------------------------------------------------------------------------------

                                                                 Average
                                  Occupancy                     Lease Rate
Type                                Rate                        per Sq. Ft.
--------------------------------------------------------------------------------

Class A                             87.95%                        $14.91
Class B                             84.22                          10.92
Class C                             68.98                           9.43
Class D                             33.58                          10.72

--------------------------------------------------------------------------------

According to CB Commercial, there are two office buildings under construction in downtown Fort Worth, but the square footage of these projects is unknown.

Airport Traffic

The subject property's market is served by Dallas-Fort Worth International Airport, which is located within 20 to 25 miles of downtown Fort Worth. At present, this facility is a major hub for American Airlines.

Convention Center

A multi-use arena known as the Fort Worth/Tarrant County Convention Center opened in the late 1960s. This facility contains approximately 145,000 square feet of exhibit space, an arena with 13,000 permanent seats, and a performance hall seating roughly 3,000 people. From late October through March, the arena is home to the Central Hockey League's Fort Worth Fire; concerts and other special events are also held at this venue. When the center is hosting large conventions, the arena floor may be used to provide 26,000 square feet of additional exhibit space.

Coopers and Lybrand recently completed a feasibility study regarding future plans for the convention center, but the results of this analysis have not been made public. Reportedly, a few of the options that were considered include the renovation and/or the reconfiguration of space in the convention center; expansion of the facility; transfer of ownership from the county to the city, to allow the convention center to attract groups that would generate more hotel room nights; and the construction of a 400-room hotel. At this point, comments regarding any of these options are premature. Under any circumstances, it will be a number of years before plans can be

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finalized, approvals and financing obtained, and construction completed; consequently, our analysis does not consider any potential changes to the convention center.

Tourist Attractions

Although Fort Worth is not a primary tourist destination, it does offer a number of attractions. The Stockyards, an area situated just north of the downtown district, provides shopping, dining, and family entertainment in an Old West-style setting. Sundance Square in downtown Fort Worth offers shopping, dining, and entertainment alternatives. The Will Rogers Auditorium is the site of various equestrian shows and rodeos. The area also features the Six Flags Over Texas amusement park in nearby Arlington, the Fort Worth Zoo, and the Water Gardens, a 4.3-acre, man-made "garden" of concrete and waterfalls in downtown Fort Worth.

Conclusion

Our review of various economic and demographic data indicates that the subject property's market area experienced above-average historical growth, and projections suggest a continuation of these trends. The following table summarizes the economic and demographic trends discussed throughout this section. All figures that reflect dollar amounts have been adjusted for inflation, and thus reflect real change. It should be noted that the percent changes indicated in the following tables are based on unrounded figures, and thus may not calculate exactly.

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Table 4-3   Economic and Demographic Data for the Subject Property's Market Area
--------------------------------------------------------------------------------

                                                                                                          Avg. Annual
Data Type                                                    Period        Data Point       Data Point   Comp. Change
-------------------------------------------------------------------------------------------------------------------------
Long-Term Historical Population (+000)
     Tarrant County                                         1980-1995             868.3          1,293.8         2.7%
     Fort Worth-Arlington MSA                               1980-1995             999.3          1,505.3         2.8
     Dallas-Fort Worth CMSA                                 1980-1995           3,069.1          4,453.0         2.5
     State of Texas                                         1980-1995          14,337.8         18,664.4         1.8
     United States                                          1980-1995         227,225.6        262,791.0         1.0
Short-Term Historical Population (+000)
     Tarrant County                                         1990-1995           1,176.3          1,293.8         1.9
     Fort Worth-Arlington MSA                               1990-1995           1,367.8          1,505.3         1.9
     Dallas-Fort Worth CMSA                                 1990-1995           4,057.3          4,453.0         1.9
     State of Texas                                         1990-1995          17,045.4         18,664.4         1.8
     United States                                          1990-1995         249,401.4        262,791.0         1.1
Projected Population (+000)
     Tarrant County                                         1995-2000           1,293.8          1,474.5         2.7
     Fort Worth-Arlington MSA                               1995-2000           1,505.3          1,708.0         2.6
     Dallas-Fort Worth CMSA                                 1995-2000           4,453.0          4,900.0         1.9
     State of Texas                                         1995-2000          18,664.4         20,073.0         1.5
     United States                                          1995-2000         262,791.0        274,758.4         0.9
Long-Term Historical Retail Sales (+000,000)
     Tarrant County                                         1980-1995           6,604.3          9,681.9         2.6
     Fort Worth-Arlington MSA                               1980-1995           7,296.0         10,890.5         2.7
     Dallas-Fort Worth CMSA                                 1980-1995          23,129.6         33,745.4         2.6
     State of Texas                                         1980-1995          97,713.3        124,784.7         1.6
     United States                                          1980-1995       1,340,768.9      1,765,826.1         1.9
Short-Term Historical Retail Sales (+000,000)
     Tarrant County                                         1990-1995           8,226.7          9,681.9         3.3
     Fort Worth-Arlington MSA                               1990-1995           9,194.5         10,890.5         3.4
     Dallas-Fort Worth CMSA                                 1990-1995          28,880.7         33,745.4         3.2
     State of Texas                                         1990-1995         103,868.0        124,784.7         3.7
     United States                                          1990-1995       1,557,380.2      1,765,826.1         2.5
Projected Retail Sales (+000,000)
     Tarrant County                                         1995-2000           9,681.9         11,019.0         2.6
     Fort Worth-Arlington MSA                               1995-2000          10,890.5         12,355.3         2.6
     Dallas-Fort Worth CMSA                                 1995-2000          33,745.4         36,925.5         1.8
     State of Texas                                         1995-2000         124,784.7        134,120.1         1.5
     United States                                          1995-2000       1,765,826.1      1,846,830.4         0.9
Long-Term Historical Retail Sales per Capita
     Tarrant County                                         1980-1995           7,606.1          7,483.5        (0.1)
     Fort Worth-Arlington MSA                               1980-1995           7,301.0          7,234.6        (0.1)
     Dallas-Fort Worth CMSA                                 1980-1995           7,536.3          7,578.2         0.0
     State of Texas                                         1980-1995           6,815.1          6,685.7        (0.1)
     United States                                          1980-1995           5,900.6          6,719.5         0.9

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Table 4-3   Economic and Demographic Data for the Subject Property's Market Area
            (continued)
--------------------------------------------------------------------------------

                                                                                                                        Avg. Annual
Data Type                                                                   Period       Data Point        Data Point   Comp. Change
------------------------------------------------------------------------------------------------------------------------------------
Short-Term Historical Retail Sales per Capita
     Tarrant County                                                       1990-1995           6,993.5           7,483.5         1.4%
     Fort Worth-Arlington MSA                                             1990-1995           6,722.3           7,234.6         1.5
     Dallas-Fort Worth CMSA                                               1990-1995           7,118.1           7,578.2         1.3
     State of Texas                                                       1990-1995           6,093.6           6,685.7         1.9
     United States                                                        1990-1995           6,244.5           6,719.5         1.5
Projected Retail Sales per Capita
     Tarrant County                                                       1995-2000           7,483.5           7,472.9        (0.0)
     Fort Worth-Arlington MSA                                             1995-2000           7,234.6           7,233.7        (0.0)
     Dallas-Fort Worth CMSA                                               1995-2000           7,578.2           7,535.8        (0.1)
     State of Texas                                                       1995-2000           6,685.7           6,681.6        (0.0)
     United States                                                        1995-2000           6,719.5           6,721.7         0.0
Long-Term Historical Eating and Drinking Place Sales (+000,000)
     Tarrant County                                                       1980-1995             635.6           1,123.9         3.9
     Fort Worth-Arlington MSA                                             1980-1995             681.0           1,224.3         4.0
     Dallas-Fort Worth CMSA                                               1980-1995           2,224.6           3,741.1         3.5
     State of Texas                                                       1980-1995           8,606.1          13,050.1         2.8
     United States                                                        1980-1995         126,131.6         185,035.4         2.6
Short-Term Historical Eating and Drinking Place Sales (+000,000)
     Tarrant County                                                       1990-1995             917.5           1,123.9         4.1
     Fort Worth-Arlington MSA                                             1990-1995             998.5           1,224.3         4.2
     Dallas-Fort Worth CMSA                                               1990-1995           3,173.2           3,741.1         3.3
     State of Texas                                                       1990-1995          10,794.4          13,050.1         3.9
     United States                                                        1990-1995         161,197.4         185,035.4         2.8
Projected Eating and Drinking Place Sales (+000,000)
     Tarrant County                                                       1995-2000           1,123.9           1,316.8         3.2
     Fort Worth-Arlington MSA                                             1995-2000           1,224.3           1,432.0         3.2
     Dallas-Fort Worth CMSA                                               1995-2000           3,741.1           4,201.1         2.3
     State of Texas                                                       1995-2000          13,050.1          14,471.7         2.1
     United States                                                        1995-2000         185,035.4         199,127.3         1.5
Long-Term Historical Eating and Drinking Place Sales per Capita
     Tarrant County                                                       1980-1995             732.1             868.7         1.1
     Fort Worth-Arlington MSA                                             1980-1995             681.5             813.3         1.2
     Dallas-Fort Worth CMSA                                               1980-1995             724.8             840.1         1.0
     State of Texas                                                       1980-1995             600.2             699.2         1.0
     United States                                                        1980-1995             555.1             704.1         1.6
Short-Term Historical Eating and Drinking Place Sales per Capita
     Tarrant County                                                       1990-1995             779.9             868.7         2.2
     Fort Worth-Arlington MSA                                             1990-1995             730.0             813.3         2.2
     Dallas-Fort Worth CMSA                                               1990-1995             782.1             840.1         1.4
     State of Texas                                                       1990-1995             633.3             699.2         2.0
     United States                                                        1990-1995             646.3             704.1         1.7

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Table 4-3   Economic and Demographic Data for the Subject Property's Market Area
            (continued)
--------------------------------------------------------------------------------

                                                                                                                         Avg. Annual
Data Type                                                                   Period         Data Point        Data Point Comp. Change
------------------------------------------------------------------------------------------------------------------------------------
Projected Eating and Drinking Place Sales per Capita
     Tarrant County                                                       1995-2000             868.7             893.0         0.%
     Fort Worth-Arlington MSA                                             1995-2000             813.3             838.4         0.6
     Dallas-Fort Worth CMSA                                               1995-2000             840.1             857.4         0.4
     State of Texas                                                       1995-2000             699.2             721.0         0.6
     United States                                                        1995-2000             704.1             724.7         0.6
Long-Term Historical Personal Income (+000,000)
     Tarrant County                                                       1980-1995          13,277.1          22,505.2         3.6
     Fort Worth-Arlington MSA                                             1980-1995          15,001.8          25,578.9         3.6
     Dallas-Fort Worth CMSA                                               1980-1995          48,595.8          81,662.5         3.5
     State of Texas                                                       1980-1995         197,605.0         285,315.1         2.5
     United States                                                        1980-1995       3,163,874.0       4,443,243.2         2.3
Short-Term Historical Personal Income (+000,000)
     Tarrant County                                                       1990-1995          19,605.8          22,505.2         2.8
     Fort Worth-Arlington MSA                                             1990-1995          22,217.0          25,578.9         2.9
     Dallas-Fort Worth CMSA                                               1990-1995          70,164.2          81,662.5         3.1
     State of Texas                                                       1990-1995         248,474.8         285,315.1         2.8
     United States                                                        1990-1995       4,051,714.6       4,443,243.2         1.9
Projected Personal Income (+000,000)
     Tarrant County                                                       1995-2000          22,505.2          27,130.5         3.8
     Fort Worth-Arlington MSA                                             1995-2000          25,578.9          30,753.7         3.8
     Dallas-Fort Worth CMSA                                               1995-2000          81,662.5          94,764.5         3.0
     State of Texas                                                       1995-2000         285,315.1         327,233.2         2.8
     United States                                                        1995-2000       4,443,243.2       4,972,219.5         2.3
Long-Term Personal Income per Capita
     Tarrant County                                                       1980-1995          15,291.0          17,395.0         0.9
     Fort Worth-Arlington MSA                                             1980-1995          15,012.0          16,992.0         0.8
     Dallas-Fort Worth CMSA                                               1980-1995          15,834.0          18,339.0         1.0
     State of Texas                                                       1980-1995          13,782.0          15,287.0         0.7
     United States                                                        1980-1995          13,924.0          16,908.0         1.3
Short-Term Historical Personal Income per Capita
     Tarrant County                                                       1990-1995          16,667.0          17,395.0         0.9
     Fort Worth-Arlington MSA                                             1990-1995          16,243.0          16,992.0         0.9
     Dallas-Fort Worth CMSA                                               1990-1995          17,293.0          18,339.0         1.2
     State of Texas                                                       1990-1995          14,577.0          15,287.0         1.0
     United States                                                        1990-1995          16,246.0          16,908.0         0.8
Projected Personal Income per Capita
     Tarrant County                                                       1995-2000          17,395.0          18,399.0         1.1
     Fort Worth-Arlington MSA                                             1995-2000          16,992.0          18,005.0         1.2
     Dallas-Fort Worth CMSA                                               1995-2000          18,339.0          19,340.0         1.1
     State of Texas                                                       1995-2000          15,287.0          16,302.0         1.3
     United States                                                        1995-2000          16,908.0          18,097.0         1.4

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Table 4-3   Economic and Demographic Data for the Subject Property's Market Area
            (continued)
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                                                                                                                         Avg. Annual
Data Type                                                                   Period         Data Point        Data Point Comp. Change
------------------------------------------------------------------------------------------------------------------------------------
Long-Term Historical Employment - Tarrant County (+000)
     Farming                                                              1980-1995               1.5               1.3     (0.8%)
     Agricultural Services                                                1980-1995               1.6               5.7      9.1
     Mining                                                               1980-1995               7.6              10.1      1.9
     Construction                                                         1980-1995              28.1              39.4      2.3
     Manufacturing                                                        1980-1995             101.5             102.8      0.1
     Transportation, Communications, & Public Utilities                   1980-1995              26.0              58.5      5.6
     Total Trade                                                          1980-1995             112.9             183.9      3.3
          Wholesale                                                       1980-1995              27.1              40.4      2.7
          Retail                                                          1980-1995              85.8             143.5      3.5
     Finance, Insurance, & Real Estate                                    1980-1995              36.5              48.0      1.8
     Services                                                             1980-1995              95.5             221.1      5.8
     Total Government                                                     1980-1995              57.8              84.6      2.6
          Federal Civilian                                                1980-1995              11.1              14.2      1.7
          Federal Military                                                1980-1995               7.3               5.1     (2.3)
          State & Local                                                   1980-1995              39.5              65.2      3.4
     Total                                                                1980-1995             469.0             755.4      3.2
Short-Term Historical Employment - Tarrant County (+000)
     Farming                                                              1990-1995               1.3               1.3      0.2
     Agricultural Services                                                1990-1995               4.3               5.7      5.8
     Mining                                                               1990-1995              10.6              10.1     (1.0)
     Construction                                                         1990-1995              32.0              39.4      4.3
     Manufacturing                                                        1990-1995             115.0             102.8     (2.2)
     Transportation, Communications, & Public Utilities                   1990-1995              58.7              58.5     (0.1)
     Total Trade                                                          1990-1995             163.6             183.9      2.4
          Wholesale                                                       1990-1995              37.8              40.4      1.4
          Retail                                                          1990-1995             125.8             143.5      2.7
     Finance, Insurance, & Real Estate                                    1990-1995              47.0              48.0      0.4
     Services                                                             1990-1995             176.7             221.1      4.6
     Total Government                                                     1990-1995              76.8              84.6      2.0
          Federal Civilian                                                1990-1995              13.6              14.2      1.0
          Federal Military                                                1990-1995               9.4               5.1    (11.5)
          State & Local                                                   1990-1995              53.8              65.2      3.9
     Total                                                                1990-1995             686.2             755.4      1.9

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Table 4-3   Economic and Demographic Data for the Subject Property's Market Area
            (continued)
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                                                                                                                     Avg. Annual
Data Type                                                              Period       Data Point        Data Point     Comp. Change
----------------------------------------------------------------------------------------------------------------------------------
Projected Employment - Tarrant County (+000)
     Farming                                                         1995-2000               1.3               1.3        (0.5%)
     Agricultural Services                                           1995-2000               5.7               6.6         2.8
     Mining                                                          1995-2000              10.1              11.7         3.0
     Construction                                                    1995-2000              39.4              41.7         1.1
     Manufacturing                                                   1995-2000             102.8             106.1         0.6
     Transportation, Communications, & Public Utilities              1995-2000              58.5              68.3         3.1
     Total Trade                                                     1995-2000             183.9             202.4         1.9
          Wholesale                                                  1995-2000              40.4              44.2         1.8
          Retail                                                     1995-2000             143.5             158.1         2.0
     Finance, Insurance, & Real Estate                               1995-2000              48.0              51.6         1.5
     Services                                                        1995-2000             221.1             249.9         2.5
     Total Government                                                1995-2000              84.6              90.8         1.4
          Federal Civilian                                           1995-2000              14.2              15.2         1.3
          Federal Military                                           1995-2000               5.1               5.2         0.2
          State & Local                                              1995-2000              65.2              70.5         1.6
     Total                                                           1995-2000             755.4             830.4         1.9

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In later sections of this economic study and appraisal, we will relate these historical and projected growth trends to specific market segments based on their propensity to reflect changes in room night demand in the subject property's area.

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5. Overview of External Forces Affecting the
   U.S. Lodging Industry

Introduction

Hotel ownership is ultimately the business of creating and enhancing value. To understand the investment potential of lodging facilities, investors must be thoroughly aware of the many forces that can cause changes in the value of their properties. Although some of these forces are internal (such as the layout and design of the facilities, the quality of management, and the condition of the property), others are external (such as the local economic environment and the competitive nature of the market). The risk associated with hotel investment lies largely with the external forces that are beyond the control of ownership and contribute to the variability of future income flows.

Investors and appraisers can project financial results by evaluating the historical impact of external forces on hotel values. Successful hotel investors seek opportunities where the risk of external forces can be minimized, thus reducing the uncertainty associated with income expectations.

When investors engage in due diligence prior to acquiring a lodging facility, they are primarily interested in trends affecting a limited geographic market area, such as a town, city, or county. A broader overview takes into account national and international travel patterns and trends. An understanding of the general characteristics of the United States hotel market is important because these trends often foreshadow economic and demographic changes in smaller areas.

This section of the appraisal will present an overview of the U.S. lodging industry by tracing many of the forces that influence hotel values. Historical economic and demographic data, and industry statistics will be analyzed to provide a basis for projections. Forecasts will be evaluated to determine their reasonableness. The conclusions represent another set of criteria that hotel investors consider in making their acquisition decisions.

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The Supply and Demand Relationship

Most business ventures are influenced by the relationship between supply and demand. In the hotel industry, supply refers to the number of units. A unit consists of one or more rooms and represents the smallest accommodation that can be rented to a guest. Each unit must have a full bath and its own entrance to a public hallway or the building exterior. Demand refers to a room night, which is one unit that is occupied for one night. The supply and demand relationship has a significant influence on a hotel's occupancy and/or average room rate.

Occupancy is calculated by dividing the number of rooms that are occupied for a specific period by the total number of rooms that are available during the same period. Average room rate is determined by dividing the total rooms revenue achieved during a specific period by the number of rooms occupied during that period; it also represents the weighted average of all the room rates charged during that period. In a market where demand is increasing faster than supply, occupancies rise and average rate growth generally exceeds inflation. When supply is increasing faster than demand, occupancies fall and average rates typically remain level or decline. Hotels generate revenue based on occupancy and average rate, and thus the supply and demand relationship is an important factor in analyzing profits and value.

Hotel occupancy levels have shown definite cycles that reflect the balance between supply and demand. The early 1970s marked the beginning of a hotel building boom reminiscent of the 1920s. Many factors contributed to this expansion, but the two main elements were readily available financing and aggressive chains that were eager to sell franchises. The new construction during the 1970s was made possible by the enormous amount of financing generated by all lenders, particularly real estate investment trusts (REITs). These high-leverage finance companies were created to allow small investors to participate in real estate mortgages and equities. The concept was quickly accepted by Wall Street, and soon billions of dollars were available to finance real estate projects. Many lenders became so overwhelmed with new money that their underwriting procedures broke down and some marginal developments were approved.

During the late 1960s and early 1970s, hotel companies actively expanded their chains through franchising. Franchising was a source of new capital, allowing hotel companies to grow and achieve national recognition using the franchisee's financial investment in individual properties. Some franchisors, eager to demonstrate sustained growth and establish a national

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presence, employed questionable marketing tactics to sell new franchises. Salespeople were often compensated based on the number of franchises sold, so there was little incentive to discourage developers from investing in poor locations and overbuilt markets. Many lenders and hostelry developers were led to believe that a national franchise would guarantee a successful operation.

The combination of readily available financing and aggressive hotel chains eager to sell franchises resulted in overbuilding and development of many poorly located, undercapitalized hostelries managed by inexperienced owners. The bubble burst on the lodging industry when inflation caused construction costs and interest rates to escalate. The 1974 energy crisis drastically reduced travel, and the accompanying recession curtailed business trips, conferences, and conventions.

Operators of marginal properties quickly fell behind in their mortgage payments, and lenders were forced to foreclose. As lenders became hostelry owners, they either organized work-out departments headed by experienced hoteliers or engaged professional hotel management companies to assume operational responsibilities. Sales data indicate that lenders who were looking for quick sales to remove nonperforming hotel assets from their books had to lower their prices substantially to attract all-cash buyers. Lenders who were willing to hold on to foreclosed hotels and employ professional management to reposition and improve the properties' operation were generally able to recoup their original investments in three to five years, once the industry began to recover. However, even lenders who repositioned their hotels had to take back favorable purchase-money financing to sell the properties because money from other sources was not available.

History has shown that during economic downturns, hotel values generally do not fall in proportion to the properties' declining incomes. Sellers, and particularly lenders who take back hotels through foreclosure, are often unwilling to sell at substantially reduced prices. They are more likely to wait out the downward cycle and dispose of their assets when the market begins to rebound. Thus, appraisers can best reflect market behavior by projecting a facility's net income to a point of recovery and applying the proper discounted cash flow procedure over that time period.

The late 1970s was a period of relative calm for the lodging industry. Because most lenders were recovering from the financial wounds inflicted by

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the 1975 recession, they had little interest in making hotel mortgages. New construction was restrained, and primarily consisted of additions to existing properties and the development of some large, downtown hotels oriented toward the commercial and convention markets. The rebirth of center-city hostelries was a direct result of fuel shortages and the availability of government financing for inner-city redevelopment projects. Highway-oriented properties, on the other hand, were adversely affected by escalating gasoline prices and decreased automobile travel, and these lodging facilities lost some of their appeal among investors and hotel companies.

Decreased building activity, the normal retirement of older hostelries from the market, and an improving economy created a favorable supply and demand relationship and record-high occupancy levels from 1979 to 1980. Average room rates increased rapidly as operators took advantage of the excess demand to recoup earlier losses and keep up with inflation.

After the decline in hotel development during the late 1970s, the environment appeared suitable for a period of renewed expansion. However, the Federal Reserve tightened the money supply in the early 1980s, sending the prime interest rate up to double-digit levels. Most of the projects that were in the preliminary planning stages but lacked sensible financing were put on hold.

Fiscal policy and declining energy prices eventually reduced the national inflation rate. This caused a decline in hotel interest rates beginning in 1983, and suddenly massive amounts of capital were available for real estate investments. Hotel developers who had been out of the market since the mid-1970s rushed to initiate new projects. They were aided by several major real estate development incentives: high occupancies and escalating room rates, readily available debt and equity financing, and unique income tax benefits designed to stimulate the national economy out of a recession.

During the early 1980s, trends were generally favorable for new hotel development. Although the recession caused a decline in lodging demand, many markets showed relatively high occupancy levels. Room rates were usually able to keep up with inflation, and the travel industry was expected to boom as a result of a recovering economy. Franchise sellers signed up new prospects aggressively, using product segmentation to justify the saturation of a market with a common brand.

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Financing was readily available from the savings and loan industry. Following deregulation, these banks were permitted to lend on commercial real estate, such as hotels. Although savings and loans had experience in making loans on single-family homes, few had expertise with commercial properties, and fewer still with hotels. The result was almost identical to the real estate investment trust fiasco the decade before: loan underwriting and administration were inept and sometimes nonexistent, the number of loans made seemed more important than the quality of the real estate and the integrity of the borrower, and short-term funds were often used to finance long-term mortgages. In the early 1990s, the industry suffered the consequences of this lending spree: most major hotel markets became severely overbuilt and many savings and loans went out of business.

Another factor contributing to hotel development in the 1980s was the very favorable treatment provided by income tax regulations. By carefully structuring hotel syndications to take advantage of all available tax benefits, investors could virtually recoup their total cash outlay in the first year and reap additional benefits in the future regardless of the economic success of the underlying asset. Because there was little incentive to justify a transaction's economics (i.e., cash flow and reversionary benefits), a number of syndicators overpaid for hotel properties, took out usurious fees, and overloaded their hotels with debt.

A change in the tax law in the mid-1980s eliminated many of the benefits associated with hotels, but the overbuilding in most markets was either in progress or had already taken place. By the end of the 1980s, the abuses of the savings and loans had become apparent, but it was too late to reverse the overbuilding. Between 1985 and 1990, approximately 556,000 rooms were added to the U.S. hotel supply.

The national economy entered another recession in 1990, and this factor (coupled with overbuilding and the Persian Gulf War in 1991) caused the national hotel occupancy rate to bottom out at 60.9%. In some markets, hotel occupancies were as low as 35%. This supply and demand imbalance was almost identical to the situation in the 1970s that led to numerous hotel failures. As in the REIT days, the number of non-performing loans reached record levels, and lenders moved to a work-out mode of operation in order to foreclose and restructure their hotel investments. Many of the savings and loans were taken over by the government and their hotel assets were sold at auction.

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According to the American Council of Life Insurance, which represents major life insurance companies, the number of delinquent hotel loans and the number of hotel loans in foreclosure peaked in 1991. This trend is undergoing a reversal as the U.S. lodging industry begins to recover. Loan restructuring was an attractive alternative to foreclosure during this period, and the number of loans in good standing with restructured terms almost doubled.

By 1993, new hotel construction had declined significantly. Lenders, trying to get out from under problematic hotel portfolios, curtailed all real estate lending and would not even consider hotels. The tax benefits associated with lodging facilities had been reduced significantly, and passive investors left the hospitality market entirely.

The slowdown in the growth of supply had a beneficial impact on occupancy levels, which started to recover in 1992. Improved occupancies are expected to continue through the late 1990s as increases in lodging demand outpace growth in supply.

Beginning in 1991, many lenders and the Resolution Trust Corporation (RTC) sold their oldest and least desirable hotels at liquidation prices. Because virtually no third-party financing was available, most lenders were forced to take back purchase-money mortgages at favorable terms in order to sell these properties without suffering massive write-downs. The newer and more desirable hotels were not put on the market, because their lenders/owners were waiting for values to recover. This course of action significantly reduced the number of transactions involving good-quality lodging facilities. The following table shows the volume of hotel transactions exceeding $10,000,000 between 1990 and 1995.

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Table 5-1   Summary of Major Hotel Transactions
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Year                        1990       1991     1992     1993     1994     1995
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Number of Transactions       130         54       67       52       92      104
Number of Rooms           40,543     16,427   25,187   19,935   33,503   36,951
Average Price Per Room  $136,000    $91,000  $85,000  $79,000  $80,000  $83,000

                            Source: HVS International

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In 1991, there were only 54 major hotel sales recorded. This number increased to 67 in 1992 and declined to 52 in 1993, then rose dramatically in

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1994 and 1995. During the low-volume years, many sellers remained on the sidelines waiting for values to increase before placing their properties on the market. The jump in 1994 is attributable to a number of factors, including the greater availability of mortgage funds, a return of institutional investors to the market, and a resurgence of investor interest in lodging facilities.

The profile of typical hotel buyers has changed somewhat. During the mid-1980s, when tax-driven syndication's were popular, many hotels were purchased by passive investors who hired management companies to operate their properties. These owners had little involvement in day-to-day management decisions, which occasionally led to poor management and financial losses. Today, most buyers of major hotels are owner-operators who bring with them both the acquisition funds (usually from a joint venture partner) and management expertise. We also note that real estate investment trusts (REITs) and public hotel companies (C-Corps) are actively acquiring hotels using funds from public equity stock offerings.

The supply of new hotel rooms is expected to increase slowly during the next several years. Lenders are beginning to return to the market, and are making some hotel loans based on conservative criteria. Initially, mortgage funds were available mainly to the budget and economy lodging sectors, for the purpose of refinancing existing properties or assisting buyers in acquisitions. Now, a number of lenders are willing to finance new construction for these small, low-end properties. Although financing is also becoming available for the acquisition of large, full-service hotels, very little has been allocated for new construction. At present, active hotel lenders are not necessarily traditional banks and insurance companies, but may include credit companies and Wall Street securities firms.

A number of hotel owners and developers are now constructing budget and economy hotels; a few are planning more upscale, full-service properties. Most lenders are taking a conservative approach to new hotel loans, which should limit new development to those projects that demonstrate true economic feasibility. As a result, severe short-term overbuilding is unlikely.

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Room Rates

The supply and demand relationship has a direct impact on hotel occupancies and an indirect influence on room rate growth. Between 1978 and 1995, hotel room rates increased at an average annual compounded rate of almost 6%. Significant rate growth was recorded during the late 1970s and early 1980s as a result of strong occupancies (70%'s) coupled with a high monetary inflation rate (14%). In recent years, room rate growth slowed as a result of low occupancies and a drop in inflation.

Hotel room rates generally increase faster than the Consumer Price Index (CPI) when occupancies are strong or moving upward. When occupancies are low or declining, room rate growth tends to lag behind the CPI; in some cases, rates may remain flat or actually drop. The following table compares the historical and projected annual increase in hotel room rates in the United States to the change in the national CPI.

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Table 5-2   Percent Change in Average Room Rates Versus CPI - U.S. Hotels
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                               Consumer Price
            Hotel Room Rate        Index               Hotel
Year        Percent Change     Percent Change        Occupancy
------------------------------------------------------------------

1973              4.2%                6.2%             70.2%
1974              7.6                11.0              64.0
1975              7.3                 9.1              63.7
1976              8.2                 5.7              65.8
1977              8.1                 6.5              67.3
1978             14.0                 7.7              69.2
1979             17.0                11.3              71.9
1980             15.2                13.5              70.6
1981             10.0                10.3              67.9
1982              6.5                 6.2              66.7
1983              5.1                 3.2              64.4
1984              6.9                 4.3              64.0
1985              4.6                 3.6              63.1
1986              3.2                 1.9              62.5
1987              3.6                 3.6              61.9
1988              3.6                 4.1              62.3
1989              3.5                 4.8              63.2
1990              3.0                 5.4              62.4
1991              0.6                 4.2              60.9
1992              1.4                 3.0              62.1
1993              2.8                 3.0              63.1
1994              4.8                 2.6              64.7
1995              4.8                 2.8              65.5
1996              5.0                 3.0              66.0
1997              5.5                 3.5              67.0
1998              6.0                 4.0              68.0
1999              5.5                 4.0              68.0

               Sources: Smith Travel Research & HVS International

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This table shows two periods when hotel room rate growth failed to keep pace with the CPI. From 1973 to 1975, the hotel industry was suffering from overbuilding related to real estate investment trusts, a recession, and a downturn in travel caused by the oil embargo. The second period of slow room rate growth occurred between 1988 and 1993, when the industry was again affected by overbuilding and a weak economy. The table illustrates that during periods of prosperity, room rates are a good hedge against inflation; this was true even when the CPI increased at double-digit levels.

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The projections indicate a strong recovery of room rates as the relationship between supply and demand becomes more favorable. Growth is expected to peak in 1998 at 6%, which is significantly higher than the projected gain in the CPI. This may appear high, but a similar trend occurred in 1978, when room rates rose 14.0% and the CPI increased by only 7.7%.

Hotels are unique because their room rates can be adjusted at any time. Unlike office space, where rents are typically negotiated for a five-year period, hotel operators are free to base rates on occupancy trends. Using sophisticated yield management programs, modern lodging facilities can ride the demand curve and maximize room rates whenever the market permits. As a result, hotels generally offer significant upside potential during periods of economic prosperity.

If lodging facilities can increase room rates faster than the CPI and still maintain occupancies, bottom-line profits usually escalate. If they can raise room rates and occupancy at the same time, profits will grow significantly. The opposite occurs when room rates fail to keep pace with inflation. Because market value is basically a multiple of bottom-line profits, changes caused by fluctuations in occupancy and average rate have a direct impact on value.

Rooms Revenue per Available Room (RevPAR)

The ability of a hotel to maximize its occupancy and room rate is measured in terms of rooms revenue per available room (RevPAR), which is the product of occupancy and average rate. Between 1978 and 1995, RevPAR in the U.S. lodging industry increased at an average annual compounded rate of approximately 5%. As in the case of average rate, most of the increase occurred during the late 1970s, when occupancies escalated rapidly. The only decline in RevPAR occurred in 1991.

Trends in Hotel Sales

HVS International constantly monitors hotel markets in order to collect information on sales of lodging facilities. This comprehensive database is known as the Hospitality Market Data Exchange (HMDE). The HMDE includes more than 90% of all hotel sales that took place during this period.

The HMDE data shows that the number of transactions peaked at 726 in 1986. This strong activity is largely attributable to pending changes in the tax laws, which made it less favorable to own hotels. It is also possible that forward-thinking investors noted the substantial overbuilding and declining economy and decided to bail out at that time. In 1987 and 1990, the

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average sales price per room peaked at $75,000. This was more than twice the 1981 average of $36,000.

Following the 1990 peak, hotel prices fell rapidly as occupancies and profits were eroded by the massive number of hotel rooms entering the market. By 1991, the year of the Persian Gulf War, sales prices had fallen to $38,000 per room. Even the highest price per room declined from the record $1,195,652 (for the sale of the Bel Aire Hotel) to $251,816 in 1992. The market hit bottom in 1993 when the average sales price dropped to $36,000 per room. Prices recovered rapidly in 1994 and 1995 as investors became interested in hotels again and more full-service properties were put on the market. In 1995, the average sales price was $61,000 per room.

The figures presented in the HMDE represent actual sales prices; no attempt was made to adjust for factors such as favorable or unfavorable financing, forced or liquidation sales, bankruptcy sales, foreclosures, and so forth. As a result, the average price per room does not necessarily reflect market value, which assumes a willing buyer and a willing seller. Many of the transactions that took place during the early 1990s involved unwilling sellers - usually lenders who were forced to liquidate hotel portfolios quickly at prices that were below market levels. Most hotel experts agree that a recovery is underway, and they recommend that owners hold their properties until more favorable conditions prevail.

Trends in Hotel Values

A more meaningful indicator of trends in hotel value is the Hotel Valuation Index (HVI), developed by HVS International. This index tracks changes in hotel values in 23 major markets and the nation as a whole. It is developed through an income approach, using market area data provided by Smith Travel Research and operational and capitalization rate information from HVS International, and is indexed to the 1986 U.S.A. value (1.0000). The following table sets forth the HVI from 1986 to 1995.

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Table 5-3   Hotel Valuation Index per Room
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                            Valuation Index Per Room

                    1986       1987        1988        1989     1990      1991      1992      1993       1994      1995
                 -------------------------------------------------------------------------------------------------------
Honolulu           3.3571     4.0357      4.6964     5.2857    5.3214    4.7857    4.9286    4.2857     4.3929    5.6071
New Orleans        1.5357     1.7500      2.2857     2.3929    2.5000    2.6071    3.2857    3.2500     3.8929    4.4286
New York           3.5714     4.1071      4.6429     4.5357    3.9286    3.0357    2.5714    2.5714     3.1429    4.1071
San Francisco      2.5000     3.0893      3.2500     3.0714    2.9286    2.5714    2.5714    2.9643     3.2143    4.0000
Phoenix            1.2143     1.0714      1.1786     1.5357    1.4286    1.2500    1.5000    1.9643     2.3571    3.2143
San Diego          2.8571     2.3571      2.5714     2.6786    2.3929    2.5357    2.5357    2.2143     2.3571    3.0357
Miami              1.4286     1.6071      1.7321     2.1429    2.1786    2.2500    2.5714    2.7857     2.3214    2.9286
Washington, DC     2.1786     2.1786      2.4464     2.6071    2.2500    1.8571    2.0357    2.5000     2.3929    2.8929
Atlanta            1.0714     1.0179      1.0536     1.0357    1.1429    1.1250    1.2857    1.7857     2.1429    2.6786
Minneapolis        0.7321     0.6964      0.7143     0.7143    0.7857    1.0000    1.2857    1.5714     1.8214    2.1786
Chicago            1.4643     1.5000      1.5714     1.5000    1.4286    1.2143    1.2500    1.5000     1.8571    2.1786
Boston             2.3571     2.7143      2.6071     2.1429    1.8214    1.2500    1.3036    1.3214     1.6071    2.1071
Fort Lauderdale    1.4643     1.2679      1.3214     1.4286    1.4821    1.3571    1.7143    1.8929     1.6071    1.9286
Orlando            1.5000     1.6429      1.9286     2.5000    2.5357    1.8929    2.0714    1.7857     1.6071    1.8929
Denver             0.5357     0.4464      0.4643     0.4821    0.7857    0.9268    1.0357    1.3214     1.5000    1.8571
Dallas             0.5536     0.6250      0.6607     0.7321    0.7857    0.7143    0.9643    1.0357     1.3214    1.7143
USA                1.0000     0.9464      1.0536     1.1250    1.0714    0.9214    0.9929    1.1429     1.3214    1.6071
Los Angeles        2.1071     2.2857      2.3929     2.4643    2.1786    1.5714    1.0714    0.9643     1.1964    1.5000
Tampa              0.8393     0.7679      0.8571     1.1429    1.2857    1.0357    1.0714    1.0357     1.1071    1.3214
Anaheim            1.7679     1.7321      1.7500     1.8571    1.6071    1.2857    0.9642    0.9464     0.8393    1.2500
Houston            0.3571     0.4286      0.6964     0.7857    1.1071    1.1607    1.1429    1.0357     1.0000    1.1786
Philadelphia       1.4643     1.5357      1.4286     1.3214    1.0714    0.6786    0.5714    0.6071     0.7500    1.0714
Norfolk            1.1786     1.0536      0.9286     0.7857    0.6429    0.5357    0.6071    0.6429     0.7500    0.9643
Riverside          0.9643     1.2143      1.5714     1.7143    1.4643    1.2500    0.7857    0.5357     0.4286    0.5357

                           Source: HVS International

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The HVI can be used to show the value change in a particular market over time or to show the relative difference in hotel values in various cities. The following table shows the annual change in hotel values in 23 major markets and the United States as a whole.

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Table 5-4   Percent Change in the Hotel Valuation Index
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                              Annual Percent Change

                   '86-87   '87-88  '88-'89   '89-'90  '90-'91  '91-'92  '92-'93   93-'94  '94-'95  '86-'95
-----------------------------------------------------------------------------------------------------------
Honolulu             20 %     16 %     13 %       1 %    -10 %      3 %    -13 %       3 %     28 %     67 %
New Orleans          14       31        5         4        4       26       -1        20       14      188
New York             15       13       -2       -13      -23      -15        0        22       31       15
San Francisco        24        5       -5        -5      -12        0       15         8       24       60
Phoenix             -12       10       30        -7      -13       20       31        20       36      165
San Diego           -18        9        4       -11        6        0      -13         6       29        6
Miami                12        8       24         2        3       14        8       -17       26      105
Washington, DC        0       12        7       -14      -17       10       23        -4       21       33
Atlanta              -5        4       -2        10       -2       14       39        20       25      150
Minneapolis          -5        3        0        10       27       29       22        16       20      198
Chicago               2        5       -5        -5      -15        3       20        24       17       49
Boston               15       -4      -18       -15      -31        4        1        22       31      -11
Fort Lauderdale     -13        4        8         4       -8       26       10       -15       20       32
Orlando              10       17       30         1      -25        9      -14       -10       18       26
Denver              -17        4        4        63       18       12       28        14       24      247
Dallas               13        6       11         7       -9       35        7        28       30      210
USA                  -5       11        7        -5      -14        8       15        16       22       61
Los Angeles           8        5        3       -12      -28      -32      -10        24       25      -29
Tampa                -9       12       33        12      -19        3       -3         7       19       57
Anaheim              -2        1        6       -13      -20      -25       -2       -11       49      -29
Houston              20       62       13        41        5       -2       -9        -3       18      230
Philadelphia          5       -7       -8       -19      -37      -16        6        24       43      -27
Norfolk             -11      -12      -15       -18      -17       13        6        17       29      -18
Riverside            26       29        9       -15      -15      -37      -32       -20       25      -44

                           Source: HVS International

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On a national basis, hotel values rose in 1988 and 1989, then declined in 1990 and dropped by 14% in 1991. A turnaround commenced in 1992, when values increased by 8%; still greater increases of 15% in 1993, 16% in 1994, and 22% in 1995 signaled that a recovery was well underway. In the case of the individual cities, it is obvious that the movement in national hotel values has been offset somewhat by trends in local markets. Between 1986 and 1995, Riverside hotels lost more than 40% of their value, while San Francisco showed a 60% increase. Anaheim, Los Angeles, and Philadelphia also suffered significant drops.

Future Trends

Most hotel owners, operators and lenders agree that the U.S. lodging industry has emerged from one of the worst periods since the Depression of 1929. Today, there are many indications that signal a strong recovery is underway, and most hotels have experienced a dramatic rise in profitability. Conversely, the hotel industry remains cyclical, and there are long-term trends and risk factors that could have an unfavorable impact on the operating results and investment potential of lodging facilities. The following

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list summarizes the positive and negative factors that are likely to influence the U.S. lodging industry in coming years.

o No significant amount of new hotel development is likely to occur during the next three to five years. Lenders stopped financing new hotels in the early 1990s because of the high rate of loan defaults, and they are only now starting to make construction loans. Although mortgage funds are available to refinance existing properties and construction loans are being made for economy hotels, mortgages for new hotels in the mid-rate, first-class, and luxury categories are still difficult to secure. This lack of financing is major barrier to entry, and will prevent a number of proposed projects from moving forward. With only a slow increase in supply, hotel occupancies should rebound as fast as the growth in demand permits.

o An additional barrier to entry is the current discrepancy between market values and replacement costs for first-class and luxury hotels. In today's market, many upscale hotels are still selling for prices that are below what it would cost to develop a comparable hotel. As a result, there is little justification for building a new hotel when a similar, existing facility is available for sale at some fraction of the cost. Until the gap between market value and replacement cost narrows, there will be minimal new hotel construction in the upper-tier segments. The market values and replacement costs of budget and economy hotels have been in equilibrium for several years which is another reason why new development is proceeding in these segments.

o The U.S. economy continues to improve, which suggests that more people are traveling. Many people curtailed their travel plans during the recent recession, and there is likely to be pent-up demand that will be released as consumer confidence escalates.

o Minimal additions to the hotel supply coupled with growth in demand should result in further improvement in occupancies during the next several years.

o As shown by the historical data, hotel room rates rise rapidly as occupancies escalate. The most frequent complaint that owners and operators had during the recent recession was their inability to achieve average rate gains. Starting in 1994, gains in hotel room rates returned to levels in excess of inflation, foreshadowing enhanced profitability. In real dollars, hotel room rates are expected to return to 1988 levels by 1998. This

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      is a good indication that hotel values will return to record levels in the next two to four years.

o The low cost of capital is another factor that tends to enhance value. Because capitalization rates are tied directly to the price of capital, the lower the cost, the lower the cap rate and the higher the value. The cost of hotel debt capital averaged 10.5% in 1990. Today, similar financing is available at 8.5% to 9.5%. Recent hotel sales support the downward trend in capitalization rates.

o Government regulations are becoming increasingly expensive for the U.S. hotel industry. A national health care policy could force small operators to provide better benefits for many more employees, particularly the part-time workers who are used extensively by hotels and restaurants. Environmental laws are becoming stricter and will require hotels to implement recycling, reuse, and conservation procedures. Congress has limited deductions for meals and entertainment expenses, which increases the cost of doing business in hotels and restaurants. Local municipalities use hotel rooms taxes as a source of revenue for general use, and the hotel rooms tax is so high in some areas that it has driven away demand. This is particularly true with respect to meetings and conventions, which can be held in cities that tax accommodations at a lower rate.

o Improved technology is rapidly changing the way business is conducted. During the next decade, advances such as video communication, enhanced data transfer, and faster transportation are expected to limit the need for face-to-face meetings and shorten the time that executives are away from their offices. Commercial hotels are bound to be influenced by this trend.

Conclusion

Interest in hotel acquisition has increased significantly during the past several years. Buyers have concluded that future earnings trends are likely to be favorable, and the risks posed by overbuilding or an economic downturn are small. Some sellers are holding their properties until prices reach a higher level. Consequently, we believe there is pent-up desire to sell once prices begin to approach levels that allow the existing (or restructured) debt to be paid off.

The fact that numerous buyers are chasing very few acquisition opportunities has had a favorable impact on recent sales prices. For buyers to be successful in this highly competitive market, their projected operating results

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must take into account at least a portion of any upside created from improved performance, particularly if the improvement can be readily achieved through management efficiencies. Capitalization rates based on historical operating income have fallen during the past several years. Hotel buyers in today's market must be aggressive in all of their acquisition assumptions. As a result, hotel values in some parts of the country are approaching the levels registered during the mid-1980s, and a full recovery is expected to occur in the next two to four years.

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6. Lodging Market Supply and Demand Analysis

MARKET FOR TRANSIENT ACCOMMODATIONS

The market for transient accommodations is an all-encompassing term referring to the many types of travelers who use lodging facilities in a given area. These travelers represent the market's accommodated room night demand. This section will begin with an analysis of historical demand trends to determine what changes have occurred; the historical number of competitive hotel rooms will then be estimated to evaluate local supply trends. Areawide occupancy levels can be calculated based on the number of hotel rooms available in the market and the demand for lodging accommodations. The total hotel room night demand will be divided into individual market segments to allow us to forecast growth rates based on the economic and demographic data set forth earlier in this report.

Historical  Supply and Demand Data

Smith Travel Research (STR) has compiled historical supply and demand data for the subject property and its competitors. This information is presented in the following table, along with the marketwide occupancy, average rate, and rooms revenue per available room (RevPAR). RevPAR is calculated by multiplying occupancy by average rate, and provides an indication of how well rooms revenue is being maximized.

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Table 6-1   Historical Supply and Demand Trends (STR)
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                                                                                                        Year to Date    Avg. Annual
                                                                                                    ------------------ Comp. Change,
                            1989       1990       1991      1992       1993      1994       1995       1995       1996     1989-95
------------------------------------------------------------------------------------------------------------------------------------
Number of Rooms            2,205      2,205      2,205     2,205      2,205     2,205      2,205      2,205      2,205
Annual Guestroom Supply  804,825    804,825    804,825   804,825    804,825   804,825    804,825    535,815    535,815
Percent Change                --        0.0%       0.0%      0.0%       0.0%      0.0%       0.0%        --        0.0%     0.0%

Room Night Demand        475,326    508,599    514,522   416,131    467,877   504,423    515,819    363,525    328,503
Percent Change                --        7.0%       1.2%    (19.1)%     12.4%      7.8%       2.3%        --       (9.6)%    1.4%

Occupancy                   59.1%      63.2%      63.9%     51.7%      58.1%     62.7%      64.1%      67.8%      61.3%
Percent Change                --        7.0%       1.2%    (19.1)%     12.4%      7.8%       2.3%        --       (9.6)%    1.4%

Average Rate            $  60.78  $   61.53   $  63.09  $  59.06   $  66.10  $  73.94   $  80.73   $  81.46   $  84.07
Percent Change                --        1.2%       2.5%     (6.4)%     11.9%     11.9%       9.2%        --        3.2%     4.8%

RevPAR                  $  35.90  $   38.88   $  40.33  $  30.54   $  38.43  $  46.34   $  51.74   $  55.27   $  51.54
Percent Change                --        8.3%       3.7%    (24.3)%     25.8%     20.6%      11.6%        --       (6.7)%    6.3%

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It is important to note some limitations of the STR data. Hotels are occasionally added to or removed from the sample, and not every property reports data in a consistent and timely manner; these factors can influence the overall quality of the information by skewing the results. These inconsistencies may also cause the STR data to differ from the results of our competitive survey. Nonetheless, we find that hotel buyers often rely on STR statistics, and thus they are considered relevant to this study.

It is important to note that during 1989, 1990, and 1991, the Holiday Inn - Central and the Worthington did not report to Smith Travel Research. In 1991, the Ramada also failed to contribute to the database; in 1992, the Worthington was the only hotel that did not participate in the survey. Statistics for 1993, 1995, and year-to-date 1996 reflect all of the competitive hotels, but the 1994 data exclude the Holiday Inn - Central. In the absence of specific information from all of the market's hotels, the database model assumes that the non-participating hotels achieved occupancy and average rate levels commensurate with the average achieved by the contributing properties. Consequently, if the non-contributing hotels achieve occupancy and/or average rate levels that are materially different from the marketwide average, the STR data can be skewed. Specifically, the subsequent inclusion of actual operating results can cause implied changes in demand or room rates which reflect a change in the weighted average of the data rather than fluctuations in market activity.

As illustrated by the previous table, guestroom supply in the subject property's market has remained constant since 1989. As a result of the stable supply, both room night demand and occupancy increased at an average annual compounded rate of 1.4% between 1989 and 1995. The 19.1% drop in occupancy in 1992 can be attributed to a number of factors. First, the national recession and an overall decline in manufacturing activity (particularly with respect to defense-related products) had an unfavorable influence on the Fort Worth economy. We also note that this was the year that the closing of the Carswell Air Force Base was first announced. The base did close, causing a drop in hotel demand, but it has since been restructured as a reserve station for several branches of the U.S. Navy. As indicated above, both the Holiday Inn - Central and the Ramada began to report their operating results to STR in 1992; because both of these hotels were achieving occupancy levels that were lower than marketwide averages, the inclusion of their actual operating data caused contributed to the 19.1% occupancy decline calculated by STR. In reality, the decline in

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demand is believed to have been less substantial. These factors also influenced the 6.4% reported decline in average rate in 1992.

Year-to-date August statistics indicate a 9.6% drop in occupancy, from 67.8% in 1995 to 61.3% in 1996. We again note inconsistencies resulting from the methodology employed by STR, which calculates demand based on the occupancies reported by each participating hotel rather than on the number of occupied room nights. Moreover, the computer model does not adapt easily to changes in a particular hotel's room count. If a certain property reports to STR that it has added guestrooms, the new guestroom count is then used to calculate historical, as well as current, demand levels. As a result, the stated demand levels are skewed, because total demand should be calculated by multiplying the number of available rooms by the reported occupancy rate.

As a case in point, the room count of the Ramada increased by roughly 170 guestrooms in 1996, with the reopening of units in the south tower that had been closed following a natural gas explosion a number of years ago. The 1995 occupancy reported by the Ramada Inn (57%) was based on a total of 260 rooms. The year-to-date 1996 occupancy (45%) is calculated on the basis of 430 rooms, and because the number of occupied rooms did not increase by the same magnitude as the number of available rooms, the hotel's occupancy declined substantially. Smith Travel Research calculates demand based on reported occupancy, resulting in a significant implied decrease in demand. Our calculations indicate that demand in the market actually increased by roundly 10%, partially as a result of the availability of the additional rooms at the Ramada.

Between 1989 and 1995, average rate increased at a healthy average annual compounded rate of 4.8%. The substantial gain of 11.9% that was recorded in 1993 is partially attributable to the fact that the Worthington (which is the market's rate leader) did not report to STR prior to that year. Consequently, it is not surprising that the marketwide average rate rose dramatically when it was included in the survey, and we do not believe that this jump is reflective of a significant change in market conditions at that time. Likewise, the 11.9% increase reported in 1994 was influenced by the fact that the low-rated Holiday Inn - Central did not report in that year. Nonetheless, the strong increases in average rate achieved between 1993 and 1995 and again in year-to-date 1996 (periods for which the complete data are available) indicates that the market has sustained healthy rate growth in the recent past.

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According to the data set forth previously, the marketwide RevPAR rose at an average annual compounded rate of 6.3% between 1989 and 1995; however, the numerous inconsistencies in occupancy and average rate growth noted above cast some doubt on the accuracy of this statistic.

Demand Analysis Using Market Segmentation

For the purpose of demand analysis, the overall market is divided into individual segments based on the nature of travel. Although a market may have various segments, the three primary classifications occurring in most areas are commercial, meeting and group, and leisure.

Market segmentation is a useful procedure because individual classifications often exhibit unique characteristics in terms of growth potential, seasonality of demand, average length of stay, double occupancy, facility requirements, price sensitivity, and so forth. By quantifying the room night demand by market segment and analyzing the characteristics of each segment, the overall demand for transient accommodations can be projected. Lodging demand in Forth Worth area is generated primarily by the following three market segments.

                     Segment 1      Commercial
                     Segment 2      Meeting and Group
                     Segment 3      Leisure

Based on our fieldwork, area analysis, and knowledge of the local lodging market, we estimate the year-end 1996 distribution of accommodated hotel room night demand as follows.

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Table 6-2   Estimated Year-End 1996 Accommodated Room Night Demand
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                            Marketwide                Subject Property
                     -----------------------    -------------------------

                     Accommodated   Percent     Accommodated     Percent
Market Segment          Demand      of Total       Demand       of Total
--------------------------------------------------------------------------------

Commercial              128,000       30%          35,000         30%
Meeting and Group       233,000       56           75,000         65
Leisure                  60,000       14            6,000          5
--------------------------------------------------------------------------------
Total                   420,000      100%         116,000        100%

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Meetings and groups dominate the market demand; we estimate this segment's year-end 1996 contribution at roundly 56% of the overall occupancy. Commercial guests follow with a 30% share, and leisure travelers contribute the remaining 14%. The Radisson Plaza derives a still larger percentage of its demand from the meeting and group segment (estimated at 65% as of year-end 1996). Commercial demand comprises another 30%, and leisure travelers account for only 5% of the subject property's overall occupancy. Using the distribution of accommodated hotel demand as a starting point, we will analyze the characteristics of each market segment in an effort to determine future trends in room night demand.

Commercial Segment

The commercial segment consists of individual businesspeople who are visiting various firms in the subject property's market. Commercial demand is strongest Monday through Thursday nights, declines significantly on Friday and Saturday, and increases somewhat on Sunday. The typical length of stay ranges from one to three days, and the rate of double occupancy is a low 1.2 to 1.3 people per room. Commercial demand is relatively constant throughout the year, although some declines are noticeable in late December and during other holiday periods.

In general, commercial travelers are not overly rate-sensitive, and will make use of a hotel's food and beverage outlets and recreational facilities. The commercial segment represents a highly desirable and lucrative market that provides a consistent level of demand at relatively high room rates.

A number of local, regional, and national firms maintain offices or headquarters in Fort Worth, and contribute to the area's commercial-oriented hotel demand. According to the Fort Worth Chamber of Commerce, American Airlines, Lockheed Martin, Bell Helicopter, Textron IBM, the Burlington Northern - Santa Fe Corporation, the Tandy Corporation, Bass Companies, and Pier 1 Imports all have headquarters or regional offices in or near downtown Fort Worth. Moreover, the potential for demand from this segment is growing. In 1995, with 175 major announcements, the Fort Worth-Arlington area ranked fourth in the nation in terms of the number of new and expanded distribution, manufacturing, and headquarters facilities.

The area north of Fort Worth (near Alliance Airport) is expected to undergo significant development during the next few years. This region is rapidly becoming a second commercial center in Fort Worth, and numerous office complexes and industrial parks have opened recently or are planned. There is also renewed interest in the downtown district, which forms the

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subject property's primary market, as a result of recent developments such as Sundance Square and the outlet mall in Tandy Center.

Based on the economic and demographic trends discussed earlier in this report and our interviews with local hoteliers, we estimate that commercial hotel in the local market will increase at a strong rate of 3.0% annually through the year 2000, then stabilize at a growth rate of 2.0% annually in subsequent years.

Meeting and Group Segment

The meeting and group market includes meetings, seminars, conventions, trade association shows, and similar gatherings of ten or more people. Peak convention demand typically occurs in the spring and fall. Because of vacations, the summer months represent the slowest period for this market segment; winter demand varies. The average length of stay for typical meetings and groups ranges from three to five days. Most commercial groups meet during the weekday period of Monday through Thursday, but associations and social groups will sometimes gather on weekends. Commercial groups tend to have a low double occupancy of 1.3 to 1.5 people per room, while social groups are likely to have double occupancy rates ranging from 1.5 to 1.9.

Meeting and group patronage is quite profitable for hotels. Although room rates are discounted for large groups, the property benefits from the use of meeting space and the revenues generated by in-house banquets and cocktail receptions. Facilities that are necessary to attract meetings and groups include function areas with adequate space for breakout, meals, and receptions; recreational amenities; and a sufficient number of guestrooms to house the attendees.

In the subject property's market, meeting and group demand is generated primarily by events held at the Fort Worth/Tarrant County Convention Center and groups that use the facilities of local hotels. Management representatives at the Radisson Plaza indicate that they derive meeting and group demand from organizations that are using the convention center as well as in-house groups. Functions typically held at the convention center include religious conventions, state association meetings, performing arts events, and consumer shows. Events held at local are similar in profile, and also include corporate and professional events such as training sessions.

Future meeting and group demand is closely related to growth in the commercial segment. Because most meetings have either a direct or an indirect

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business purpose, the economic considerations that have an impact on commercial travel also affect meeting and group demand. The exception is non-commercial meetings, which are tied to the economic factors that influence leisure travel. It should be noted that meetings and similar events are booked in advance, and thus growth in this segment tends to lag slightly behind increases in commercial demand.

Meeting and group demand dominates the Fort Worth area; both the subject property and the overall competitive market draw a majority of their occupancy from this segment. As noted earlier in this report, a feasibility study was completed recently regarding future plans for the convention center, but at the time of our research the results of this study had not been made public. If the convention center is expanded or renovated, it is likely to be a number of years before plans are finalized and all necessary approvals are obtained. Given the speculative nature of this issue, we estimate that meeting and group demand will increase at a moderate rate of 2.0% annually through the year 2000, and then stabilize at a growth rate of 1.5% annually throughout the remainder of the projection period.

Leisure Segment

The leisure market segment consists of individuals and families who are spending time in the area or passing through en route to other destinations. Their travel purposes may include sightseeing, recreation, visiting friends and relatives, or numerous other non-business activities. Leisure demand is strongest Friday and Saturday nights and all week during holiday periods and the summer months. These peak periods are negatively correlated with commercial visitation, underscoring the stabilizing effect of capturing weekend and summer tourist travel. The typical length of stay ranges from one to four days, depending on the destination and travel purpose, and the rate of double occupancy generally ranges from 1.8 to 2.5 people per room.

Leisure travelers tend to be the most price-sensitive segment in the lodging market. They often prefer low-rise accommodations where parking is convenient to the rooms, and they typically demand extensive recreational facilities and amenities. Ease of highway access and proximity to tourist attractions are important locational considerations.

Most leisure demand in the subject property's market is generated by the Stockyards National Historical District. We also note that the 1.5-mile Texas Motor Speedway, which will be used for NASCAR racing, is under construction in north Fort Worth, near Alliance Airport, and its first season scheduled for 1997. The opening of this facility is expected to result in

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an increase in leisure demand in the area. Moreover, the development of Sundance Square, a retail, restaurant, and entertainment district, is drawing more visitors into downtown Fort Worth. As part of the Sundance Square development, private security officers were hired to patrol the streets of the downtown district; this move is intended to enhance the public's perception of safety and increase the number of people visiting the area (particularly after working hours).

Future leisure demand is related to the overall economic health of the nation. Trends showing changes in state and regional unemployment and disposable personal income often have a strong impact on non-commercial visitation. Attendance at local attractions can also form a basis for projections. The following table outlines 1995 attendance levels at a variety of events in the Forth Worth area.

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Table 6-3   1995 Event Attendance
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Event                                                             Attendance
--------------------------------------------------------------------------------
Southwestern Exhibition & Livestock Show                               789,000
Main Street Fort Worth Arts Festival                                   350,000
Mayfest                                                                350,000
MasterCard Colonial Golf Tournament                                    140,000
Chisholm Trail Round-Up/Chief Quanah Parker Comanche Pow-Wow           150,000
Pioneer Days                                                            75,000
Fort Worth International Air Show                                       75,000
Red Steagall Cowboy Gathering & Western Swing Festival                  35,000

               Source: Forth Worth Convention and Visitors Bureau

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We estimate that leisure demand will increase by 5.0% in 1997 with the opening of the Texas Motor Speedway; this growth rate is expected to decline to 4.0% in 1998, 3.0% in 1999, and 2.0% in the year 2000 before stabilizing at 1.0% annually throughout the remainder of the projection period.

Growth Rates

The purpose of segmenting the lodging market is to define each major type of demand, identify customer characteristics, and estimate future growth trends. Starting with an analysis of the local area, three segments were defined as representing the subject property's lodging market. Various types of economic and demographic data were then evaluated to determine their propensity to reflect changes in hotel demand. Based on this procedure,

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we forecast the following average annual compounded market segment growth rates.

================================================================================
Table 6-4   Average Annual Compounded Market Segment Growth Rates
--------------------------------------------------------------------------------

                                1997    1998    1999    2000    2001    2002
--------------------------------------------------------------------------------
Commercial                       3.0%    3.0%    3.0%    3.0%    2.0%    2.0%
Meeting and Group                2.0     2.0     2.0     2.0     1.5     1.5
Leisure                          5.0     4.0     3.0     2.0     1.0     1.0

Overall Annual Growth            2.7%    2.6%    2.5%    2.3%    1.6%    1.6%
--------------------------------------------------------------------------------

These growth rates will be used in subsequent sections of this study to forecast changes in lodging demand.

COMPETITION

An integral component of the supply and demand relationship that has a direct impact on the availability of lodging demand is the current and anticipated supply of competitive lodging facilities. The Fort Worth area is served by numerous hotels and motels located throughout the region. The Radisson Plaza is located in the downtown district, which can be characterized as a mid-sized urban center. Other concentrations of lodging facilities are located in the northern section of Fort Worth (near Alliance Airport) and along the highways that serve the region.

We have identified two properties that are considered primarily competitive with the Radisson Plaza . Including the subject property, these primary competitors total 1,451 rooms. Four additional lodging facilities are judged to be only secondarily competitive; although the facilities, rate structures, or market orientations of these hotels prevent their inclusion among the primarily competitive supply, they do compete with the subject property to some extent; the room count of each secondary competitor has been weighted to reflect this degree of competitiveness. The aggregate weighted room count of the secondary competitors is 513.

Primary Competitors

The following table summarizes the important operating characteristics of the primary competitors and the aggregate secondary competitors. This information was compiled from personal interviews, inspections, lodging directories, and our in-house library of operating data. The table also sets forth each property's estimated year-end 1996 penetration factors; penetration is the ratio between a specific hotel's operating results and the corresponding data for the market. If the penetration factor is greater than

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100%, the property is performing better than the market as a whole; conversely, if the penetration is less than 100%, the hotel is performing at a level below the marketwide average.

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Table 6-5   Primary Competitors and Aggregate Secondary Competitors
--------------------------------------------------------------------------------

                                                    Square Footage            Estimated 1996
                                                 ----------------------      Market Segmentation            Estimated 1995
                                                             Meeting      -------------------------   ------------------------------
                               No. of    Year    Meeting      Space               Mtg. &                        Average
Property/Location              Rooms    Opened    Space      per Room     Comm.    Group   Leisure    Occ.        Rate     RevPAR
------------------------------------------------------------------------------------------------------------------------------------
Radisson Plaza
    815 Main Street             517      1921     62,738*        121       30%      65%       5%       57.0%     $72.90    $41.55
Worthington Hotel
    200 Main Street             504      1981     55,000         109       35       55       10        67.0       92.00     61.64
Ramada Plaza
    1701 Commerce Street        430      1973     20,500          48       20       65       15        59.0       59.00     34.81

------------------------------------------------------------------------------------------------------------------------------------
Sub-Totals and Averages       1,451               46,079          93       30%      61%       9%       61.3%     $78.39    $48.09

Secondary Competitors           513                                        32       39       29        56.0       53.45     29.93
------------------------------------------------------------------------------------------------------------------------------------

Totals and Averages           1,964                                        30%      56%      14%       59.8%     $71.72    $42.90
------------------------------------------------------------------------------------------------------------------------------------

                                                           Estimated 1996
                                -------------------------------------------------------------
                                                Average              Occupancy      Yield
Property/Location                    Occ.        Rate      RevPAR    Penetration  Penetration
---------------------------------------------------------------------------------------------
Radisson Plaza
    815 Main Street                  61.0%      $77.37     $47.20      104.0%       104.9%
Worthington Hotel
    200 Main Street                  71.0       104.00      73.84      121.0        164.2
Ramada Plaza
    1701 Commerce Street             45.0        57.00      25.65       76.7         57.0

---------------------------------------------------------------------------------------------
Sub-Totals and Averages              59.7%      $83.82     $50.07      101.8%       111.3%

Secondary Competitors                56.0        54.91      30.75       95.5         68.4
---------------------------------------------------------------------------------------------

Totals and Averages                  58.7%      $76.66     $44.97      100.0%       100.0%
---------------------------------------------------------------------------------------------

* Includes 41,519 square feet of exhibition space on the garage level

                                COMPETITION MAP



                               [GRAPHIC OMITTED]

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Our survey of the primary competitors shows a representation of two national chains and one independent hotel. These properties range in size from 430 rooms (at the Ramada) to 517 rooms (at the subject property). As noted earlier, the market has a meeting and group orientation. We estimate the year-end 1996 market segmentation of the primary competitors at 61% meeting and group, 30% commercial, and 9% leisure.

We estimate the year-end 1996 occupancy and average rate of the primary competitors at 59.7% and $83.82, yielding RevPAR of $50.07. As indicated by the previous table, there are significant differences in the occupancies achieved by the three hotels. The Worthington is clearly the market leader, with an estimated 1996 occupancy of 71.0%; the subject property follows at 61.0%, and the Ramada's occupancy of 45.0% trails those of its two competitors by a substantial margin. Average rate also covers a wide spread, with the Worthington achieving an estimated 1996 level of $104.00 in 1996, followed by the Radisson Plaza (at $77.37) and the Ramada (at $57.00). Overall, the subject property is expected to have achieved an occupancy penetration of 104.0% in 1996, and a yield penetration of 104.9%. Each primary competitor was inspected and evaluated, and descriptions of our findings are presented below.

Worthington

The 504-room Worthington Hotel, which is owned by the Bass Brothers, is the market's premier lodging facility. This four-star, four-diamond property opened in 1981 as the Americana Hotel, and became the Worthington in 1985. Facilities and amenities include +/-55,000 square feet of meeting space, four restaurants and lounges, 24-hour room service, and an athletic club with two tennis courts and an indoor swimming pool. Typical king rooms measure roundly 381 square feet, and double/doubles average 414 square feet. The hotel also offers two-level suites with up to +/-2,141 square feet of space. A complete guestroom renovation was completed in 1994 at a reported cost of $20,000,000. Meeting space is scheduled to be renovated and reconfigured in 1997, at an estimated cost of $10,000,000.

We estimate the Worthington's year-end 1996 market segmentation at 55% meeting and group, 35% commercial, and 10% leisure. As noted earlier, this property leads the market in terms of occupancy and average rate, with estimated year-end 1996 levels of 71.0% and $104.00. Consequently, its RevPAR is also the highest in the market, at $73.84 in 1996.

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Ramada Plaza

In 1973, the Ramada Plaza opened as a 260-room Hilton, and the remaining rooms were added in 1981. The facility closed in 1991 following a foreclosure, and reopened in mid-1992 as a Ramada Inn. It was converted to a Ramada Plaza earlier this year.

As noted previously, a natural gas explosion near the hotel caused some damage to the south tower in 1986; until recently, the guestrooms in this tower were in very poor condition and used only during periods of peak demand. At the time of our research, the Ramada was undergoing a renovation of the guestrooms, meeting areas, and fitness room, and the guestrooms in the south tower were being reopened. Facilities at the Ramada now include 430 guestrooms, +/-20,500 square feet of meeting space, a restaurant and lounge, an indoor swimming pool, and a fitness room.

As of year-end 1996, we estimate the Ramada's demand segmentation at 65% meeting and group, 20% commercial, and 15% leisure. As discussed earlier in this section, the substantial drop in the Ramada's occupancy (from 59.0% in 1995 to an estimated level of 45.0% in 1996) is primarily the result of the return of the south tower guestrooms to the rentable inventory. We estimate that average rate dropped by approximately two dollars, to reach $57.00 in 1996.

Secondary Competitors

Four additional lodging facilities are considered to be secondarily competitive with the Radisson Plaza. Although the facilities, rate structures, or market orientations of these hotels prevent their inclusion among the primarily competitive supply, they do compete with the subject property to some extent. The following table summarizes the historical operating characteristics of the secondary competitors.

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Table 6-6   Secondary Competitors
--------------------------------------------------------------------------------

                                                                                           Estimated 1996
                                                                                         Market Segmentation
                                                                   Weighted      ----------------------------------
                          Year         No. of       Percent         No. of.                   Mtg. &
Property                 Opened        Rooms      Competitive       Rooms        Comm.        Group      Leisure
-------------------------------------------------------------------------------------------------------------------
Remington Hotel           1981          300           50  %          150         40  %         40  %       20 %
Green Oaks Park Hotel     1965          284           50             142         10            60          30
Holiday Inn - South       1984          247           50             124         50            15          35
Holiday Inn - Central     1973          194           50              97         33            34          33
-------------------------------------------------------------------------------------------------------------------
Totals and Averages                   1,025                          513         32 %          39 %        29 %

                                            Estimated 1995                                    Estimated 1996
                            -----------------------------------------            ----------------------------------------------
                                            Average                                                 Average
Property                     Occ.            Rate              RevPAR             Occ.                Rate              RevPAR
-------------------------------------------------------------------------------------------------------------------------------
Remington Hotel              40 %           $35.00             $14.00            50 %                $40.00             $20.00
Green Oaks Park Hotel        64              51.00              32.64            65                   52.00              33.80
Holiday Inn - South          67              64.00              42.88            64                   68.00              43.52
Holiday Inn - Central        55              62.00              34.10            40                   64.00              25.60
----------------------------------------------------------------------------------------------------------------------------
Totals and Averages          56 %           $53.45             $29.93            56 %                $54.91             $30.75

--------------------------------------------------------------------------------

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The Remington Hotel was built in 1981, and is located just north of the subject property. At present, this 300-room hotel is poor condition. The property was foreclosed upon in 1992, and there have been no capital expenditures since. The property was purchased in September of 1996, and the new owners reportedly plan to invest $2,000,000 in renovations in order to reposition the hotel in the market. The Remington is considered to be 50% competitive with the subject property.

The 285-room Green Oaks Park Hotel is located on the west side of Fort Worth. This two-story property was constructed in 1965, and its design includes exterior corridors. Although the building exterior is dated, the interior remains in good condition, and the public areas were renovated during the past two years. By virtue of its large inventory of function space (totaling roughly 13,000 square feet), this property does a large volume of meeting and group business. The Green Oaks Park Hotel is considered 50% competitive with the subject property.

The Holiday Inn - South is a 247-room hotel built in 1984. The property accommodates a considerable number of commercial guests, and its year-end 1996 occupancy and average rate are estimated at 64.0% and $68.00. This hotel is considered 50% competitive with the Radisson Plaza.

The 192-room Holiday Inn - Central opened in 1973 as a Clarion, and was converted to its current affiliation in September of 1995. As a result of a $1,000,000 renovation that kept a number of rooms out of order for part of the year, this property's year-end 1996 occupancy is estimated at a low 40%. Like the other secondary competitors, the Holiday Inn - Central is considered 50% competitive with the subject property.

Proposed Competitors

It is important to consider any new hotels that may have an impact on the subject property's operating performance. Based on our fieldwork in the market and our discussions with local hotel operators, developers, and government officials, we have identified one proposed property in the downtown Fort Worth market that is expected to compete with the Radisson Plaza directly.

A 203-room Courtyard by Marriott is proposed for the former Blackstone Hotel building located at 601 Main Street in Fort Worth, two blocks north of the subject property. The developer, Historic Resources, Inc. of New Orleans, is in the process of obtaining the necessary approvals. City officials indicate that they believe these approvals will be secured. Moreover,

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representatives of Marriott International report that the hotel has received all necessary franchise approvals, and they expect the property to open in the spring of 1998. For the purpose of our analysis, we assume that the Courtyard will enter the market on April 1, 1998, and will be 100% competitive with the Radisson Plaza.

A number of new hotels are planned or under development in northern Fort Worth, near Alliance Airport and the new Texas Motor Speedway. Because of differences in location and markets served, these hotels are not expected to compete with the subject property directly; however, the presence of additional supply is likely to dilute demand throughout the area to some extent. We have considered this factor in our selection of the subject property's stabilized occupancy and average rate.

CONCLUSION

Despite some inconsistent data, the local market appears to have undergone slow demand growth since 1989. The economic recession had a significant and unfavorable impact on the market in the early 1990s, but operating performance has improved recently. There have been no supply additions during the 1990s, although a Courtyard by Marriott is expected to open in the spring of 1998, and a number of new projects are proposed for northern Fort Worth, outside of the Radisson's immediate market area.

Three segments were defined as representing the subject property's lodging market. After evaluating various economic and demographic trends, we have arrived at a forecast of growth rates in each segment. Overall, room night demand is expected to increase at moderate rates throughout the projection period.

Our analysis indicates that two hotels are directly competitive with the Radisson Plaza, and four additional lodging facilities compete on a secondary basis. Overall, we estimate that the competitive market registered a slight dip in occupancy but healthy average rate growth from 1995 to 1996.

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7.    Projection of Occupancy and Average Rate

Historical Operating Performance

 The following table sets forth the subject property's historical occupancy, average rate, and RevPAR. For the purpose of comparison, we have also presented corresponding data (as provided by Smith Travel Research) for the competitive hotels described in the previous section. In addition to the annual percent change calculations, we have determined the subject property's occupancy, average rate, and RevPAR penetration factors.

================================================================================
Table 7-1   Historical Trends
--------------------------------------------------------------------------------

                                                                                                  Year-to-Date August
                                                                                            -----------------------------
                                            1993             1994             1995             1995             1996
-------------------------------------------------------------------------------------------------------------------------
Subject Property

Occupancy                                     62.7%            63.3%            56.7%            56.2%            60.5%
Percent Change                                ---               1.0%           (10.4)%           ---               7.7%
Occupancy Penetration                        107.9%           101.0%            88.5%            82.8%            98.7%

Average Rate                                 $62.66           $67.44           $72.90           $72.41           $77.74
Percent Change                                ---               7.6%             8.1%            ---               7.4%
Average Rate Penetration                      94.8%            91.2%            90.3%            88.9%            92.5%

RevPAR                                       $39.29           $42.69           $41.33           $40.69           $47.03
Percent Change                                ---               8.7%            (3.2)%           ---              15.6%
RevPAR Penetration                           102.2%            92.1%            79.9%            73.6%            91.3%

Areawide (STR)

Occupancy                                     58.1%            62.7%            64.1%            67.8%            61.3%
Percent Change                                ---               7.8%             2.3%            ---              (9.6)%

Average Rate                                 $66.10           $73.94           $80.73           $81.46           $84.07
Percent Change                                ---              11.9%             9.2%            ---               3.2%

RevPAR                                       $38.43           $46.34           $51.74           $55.27           $51.54
Percent Change                                ---              20.6%            11.6%            ---              (6.7)%

--------------------------------------------------------------------------------

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Between 1993 and 1995, the subject property's occupancy fell from 62.7% to 56.7%, but year-to-date August statistics show a higher level of 60.5% in 1996. There was a substantial 10.4% decline in occupancy in 1995, which is partially attributable to the renovation that was underway in that year. Despite this drop, the hotel has maintained consistently strong average rate increases. Although the rate gain in 1995 was not enough to offset the decrease in occupancy, causing RevPAR to decline by 3.2%, year-to-date August figures show an impressive RevPAR increase of 15.6% in 1996.

Premise of the Projections

To a certain degree, occupancy and rate attainment can be manipulated by management. For example, hotel operators may choose to lower rates in an effort to maximize occupancy. Our forecasts reflect an operating strategy that we believe would be implemented by competent hotel management to achieve an optimal mix of occupancy and average rate.

Projected Room Night Demand

Lodging demand and occupancy can be projected through a process known as room night analysis. A room night is a unit of hotel demand that equals one room that is occupied for one night. After estimating the number of room nights a hotel can be expected to attract during a 12-month period, we can determine occupancy by dividing the number of room nights of demand captured by the number of room nights available (calculated as the room count x 365). The total annual number of room nights occupied in the competitive hotels equates to the market's accommodated room night demand, as shown in the following table.

================================================================================
Table 7-2   Estimated Year-End 1996 Accommodated Room Night Demand
--------------------------------------------------------------------------------

                               Marketwide           Subject Property
                      -----------------------     ------------------------

                      Accommodated    Percent     Accommodated   Percent
Market Segment          Demand       of Total       Demand       of Total
--------------------------------------------------------------------------------

Commercial             128,000           30%        35,000          30%
Meeting and Group      233,000           56         75,000          65
Leisure                 60,000           14          6,000           5
--------------------------------------------------------------------------------
Total                  420,000          100%       116,000         100%

--------------------------------------------------------------------------------

Latent Demand

The previous table illustrates the accommodated room night demand in the subject property's competitive market. Because this estimate is based on occupancies, it includes only those hotel rooms that were used by guests. Latent demand considers guests who could not be accommodated by the

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existing competitive supply, and can be divided into unaccommodated demand and induced demand. At present, we have no reason to believe that there is any significant amount of latent demand in the subject property's market. Currently, there is no presence of latent demand in this market.

Total Room Night Demand

The following table shows the projected annual change in accommodated room night demand in the subject property's competitive market.

================================================================================
Table 7-3   Total Usable Room Night Demand
--------------------------------------------------------------------------------

                             Historical        1997         1998         1999         2000          2001           2002
-------------------------------------------------------------------------------------------------------------------------
Commercial
Growth Rate                        ---           3.0%         3.0%         3.0%         3.0%           2.0%          2.0%
Accommodated Demand            127,800       131,634      135,583      139,650      143,840        146,717       149,651

Meeting and Group
Growth Rate                        ---           2.0%         2.0%         2.0%         2.0%           1.5%          1.5%
Accommodated Demand            232,885       237,543      242,294      247,140      252,083        255,864       259,702

Leisure
Growth Rate                        ---           5.0%         4.0%         3.0%         2.0%           1.0%          1.0%
Accommodated Demand             59,772        62,761       65,271       67,229       68,574         69,260        69,953

Totals
Commercial                     127,800       131,634      135,583      139,650      143,840        146,717       149,651
Meeting and Group              232,885       237,543      242,294      247,140      252,083        255,864       259,702
Leisure                         59,772        62,761       65,271       67,229       68,574         69,260        69,953
-------------------------------------------------------------------------------------------------------------------------
TOTAL DEMAND                   420,457       431,938      443,148      454,019      464,497        471,841       479,306

Overall Annual Growth              ---           2.7%         2.6%         2.5%         2.3%           1.6%          1.6%

--------------------------------------------------------------------------------

Guestroom Supply

In 1996, the competitive properties provided a weighted total of 1,964 guestrooms. As noted earlier, a 203-room Courtyard by Marriott is proposed for construction in downtown Fort Worth, and is expected to open on April 1, 1998. Because of this mid-year opening, its guestrooms have been phased into the supply. The following table shows the projected competitive supply of available rooms and available room nights. To calculate the annual number of available room nights, the number of available rooms is multiplied by 365.

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Table 7-4   Available Rooms and Room Nights
--------------------------------------------------------------------------------

                       Total Room                   Overall
                         Night      Room Nights   Competitive
         Year           Demand       Available     Occupancy
--------------------------------------------------------------

      Historical        420,457       716,678         59%
         1997           431,938       716,678         60
         1998           443,148       772,523         57
         1999           454,019       790,773         57
         2000           464,497       790,773         59
         2001           471,841       790,773         60
         2002           479,306       790,773         61
         2003           486,895       790,773         62

--------------------------------------------------------------------------------

Overall Competitive Occupancy

The previous table shows a slight increase in the overall competitive occupancy during the first projection year. In 1998, when the proposed Courtyard is scheduled to open, the occupancy is expected to decline. In the year 2000, when the Courtyard's rooms have been absorbed, occupancy is expected to resume gradual growth.

Competitive Index Analysis

Competitive indexes are used to analyze the relative market position of each property on the basis of a particular demand segment. The index represents the number of times each year that one room is occupied by one type of traveler (e.g., commercial, meeting and group, or leisure), or the number of room nights actually accommodated per year, per room, per market segment. For example, if a hotel has a commercial competitive index of 190, each room in the property is occupied 190 times a year by a commercial traveler. The competitive index is calculated by dividing a hotel's annual accommodated room night demand in a particular market segment by that property's room count. Competitive indexes will be used to illustrate each property's position in the market based on its ability to compete with other local lodging facilities.

Commercial Segment

The 1996 commercial segment competitive indexes in the subject property's market are estimated to range from 33 to 91. The Worthington is the most competitive property in this demand segment. The Radisson Plaza maintains an index of 67, followed by the secondary competitors (at an index of 65). The Ramada trails its competitors in the this segment by a considerable margin.

As a result of recent renovations and the stabilization of operations following the recent change in ownership, the subject property's commercial

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segment competitive index is projected to increase to 72 in 1997. The Ramada Plaza was also renovated recently, and we expect its index to increase to a stabilized level of 50% in 1998. Because two of the secondary competitors have been upgraded, the aggregate commercial segment competitive index of the secondary properties is projected to increase to 70 in 1997. When it opens in 1998, the Courtyard by Marriott is anticipated to assume the role of market leader in this segment, increasing to a stabilized index of 175 in its third year of operation. The following table outlines the projected commercial segment competitive indexes of the area's hotels.

================================================================================
Table 7-5   Commercial Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                      Historical  1997   1998   1999   2000   2001  2002
--------------------------------------------------------------------------------

Radisson Plaza                      67     72     72     72     72     72     72
Worthington Hotel                   91     91     91     91     91     91     91
Ramada Plaza                        33     45     50     50     50     50     50
Secondary Competitors               65     70     70     70     70     70     70
Courtyard by Marriott                0      0    155    165    175    175    175


--------------------------------------------------------------------------------

Meeting and Group Segment

Again as a result of recent renovations, we anticipate some changes in the meeting and group segment competitive indexes of the area hotels. The subject property is expected to achieve a stabilized level of 150 in 1997, up from 145 in 1996. The Ramada Plaza is expected to register a gain in 1997 before reaching a stabilized index of 120 in 1998. Upon opening, the Courtyard by Marriott is expected to register a meeting and group segment competitive index of 50, and this level is projected to increase to 55 in 1999 and 60 in subsequent years. Because this hotel will offer a minimal amount of meeting space, it is expected to trail the market in this segment. The following table sets forth the competitive indexes in the meeting and group segment.

================================================================================
Table 7-6   Meeting and Group Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                      Historical  1997   1998   1999   2000   2001  2002
--------------------------------------------------------------------------------

Radisson Plaza                     145    150    150    150    150    150    150
Worthington Hotel                  143    143    143    143    143    143    143
Ramada Plaza                       107    115    120    120    120    120    120
Secondary Competitors               79     79     79     79     79     79     79
Courtyard by Marriott                0      0     50     55     60     60     60

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Leisure Segment

Recent renovations are also expected to make a number of the area's hotels more attractive to leisure travelers, and we expect the subject property, the Ramada Plaza, and the secondary competitors to register increases in their competitive indexes in this segment. The new Courtyard by Marriott is expected to be relatively successful in attracting this type of business, and it is projected to achieve a leisure segment competitive index of 60 by its third year of operation. The following table illustrates the competitive indexes in the leisure segment.

================================================================================
Table 7-7   Leisure Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                      Historical  1997   1998   1999   2000   2001  2002
--------------------------------------------------------------------------------

Radisson Plaza                      11     15     15     15     15     15     15
Worthington Hotel                   26     26     26     26     26     26     26
Ramada Plaza                        25     30     30     30     30     30     30
Secondary Competitors               59     65     65     65     65     65     65
Courtyard by Marriott                0      0     50     55     60     60     60

--------------------------------------------------------------------------------

Subject Property's Room Night Capture and Occupancy

After the competitive index is calculated, it is adjusted to reflect the property's room count, yielding a figure referred to as the market share adjuster. The market share adjuster of each property is then divided by the total market share adjuster for all of the competitors, resulting in each hotel's market share. By multiplying the projected market share by the area's usable room night demand, we can determine the total number of room nights captured by a specific hotel. Occupancy is then calculated by dividing the projected number of room nights captured by the property's total number of available room nights. Multiplying the subject property's projected market share by the estimated room night demand in each segment results in the following estimate of room nights captured by the hotel.

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Table 7-8   Room Nights Captured by the Subject Property
--------------------------------------------------------------------------------

                            1997         1998         1999        2000        2001        2002
------------------------------------------------------------------------------------------------
Commercial
Demand                    131,634      135,583      139,650     143,840     146,717     149,651
Market Share               0.2691       0.2267       0.2140      0.2115      0.2115      0.2115
------------------------------------------------------------------------------------------------
Capture                    35,426       30,741       29,883      30,424      31,033      31,653

Meeting and Group
Demand                    237,543      242,294      247,140     252,083     255,864     259,702
Market Share               0.3237       0.3110       0.3067      0.3054      0.3054      0.3054
------------------------------------------------------------------------------------------------
Capture                    76,897       75,353       75,791      76,998      78,153      79,325

Leisure
Demand                     62,761       65,271       67,229      68,574      69,260      69,953
Market Share               0.1156       0.1038       0.0991      0.0979      0.0979      0.0979
------------------------------------------------------------------------------------------------
Capture                     7,257        6,774        6,664       6,710       6,777       6,845

--------------------------------------------------------------------------------

Dividing the total number of room nights captured by the subject property's number of available room nights per year (calculated as 517 x 365) produces the projected occupancy percentage.

================================================================================
Table 7-9   Calculation of the Subject Property's Projected Occupancy
--------------------------------------------------------------------------------

                            1997         1998         1999        2000        2001        2002
------------------------------------------------------------------------------------------------

Room Nights Captured      119,580     112,868        112,338     114,132    115,963     117,823
Available Room Nights     188,705     188,705        188,705     188,705    188,705     188,705
Occupancy                   63.37 %     59.81 %        59.53 %     60.48 %    61.45 %     62.44 %
Rounded                        63 %        60 %           60 %        60 %       61 %        62 %

--------------------------------------------------------------------------------

For the purpose of forecasting income and expense, we will use the following occupancy levels.

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Table 7-10  Occupancy Forecast
--------------------------------------------------------------------------------

          Year                Occupancy
---------------------------------------------

         1997                     63%
         1998                     60
      Stabilized                  60

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Although the preceding room night analysis shows the subject property achieving a 62% occupancy in 2002, we have chosen to use a stabilized level of 60%. The stabilized occupancy is intended to reflect the anticipated results of the property over its remaining economic life, given any and all changes in the life cycle of the hotel. Thus, the stabilized occupancy excludes from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusually high or low occupancies. Although the subject property may operate at occupancies above this stabilized level, we believe it equally possible for new competition and temporary economic downturns to force the occupancy below this selected point of stability.

AVERAGE RATE ANALYSIS

One of the most important considerations in estimating the value of a lodging facility is a supportable forecast of its attainable average rate, which is more formally defined as the average rate per occupied room. Average rate can be calculated by dividing the total rooms revenue achieved during a specified period by the number of rooms sold during the same period. The projected average rate and the anticipated occupancy percentage are used to forecast rooms revenue, which in turn provides the basis for estimating most other income and expense categories.

Competitive Positioning

The Radisson Plaza 's average rate will be projected using a competitive positioning method. This technique begins with an analysis of the average rates achieved by the subject property and its competitors. These rates establish a range that reflects certain characteristics of the specific market, such as price sensitivity, demand orientation, and occupancy. The subject property's average rate is then compared to those of the hotels to which it is most similar in terms of size, quality, facilities, amenities, market orientation, location, management, image, and affiliation. Adjustments are made to reflect any relevant differences.

Although the average rate analysis presented here follows the occupancy projections, these two statistics are highly correlated; in reality, one can not

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project occupancy without making specific assumptions regarding average rate. This relationship is best illustrated by rooms revenue per available room (RevPAR), which reflects a property's ability to maximize rooms revenue. The following table summarizes the estimated year-end 1996 average rate and RevPAR of the subject property and its primary competitors.

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Table 7-11  Estimated Year-End 1996 Average Rate and RevPAR
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Property            Average Rate      RevPAR
--------------------------------------------------------------------------------

Radisson Plaza          $77.37        $47.20
Worthington Hotel       104.00         73.84
Ramada Plaza             57.00         25.65
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Average                 $83.82        $50.07

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We estimate the year-end 1996 average rate of the Radisson Plaza at $77.37, between the $104.00 level registered by the Worthington and the $57.00 rate of the Ramada Plaza. It is our opinion that this rate positioning is beneficial; although the subject property competes well with the Worthington, its substantially lower rates give it an advantage in terms of more price-sensitive consumers. Moreover, because the Worthington's estimated 19956 average rate is more than $25.00 higher than that of the Radisson Plaza, the subject property has considerable potential for future rate increases before reaching the ceiling of what the market will bear.

Average Rate Increases

It is important to note that hotel room rate increases do not necessarily conform to the underlying monetary inflation rate, because lodging facilities are influenced by market conditions such as the relationship between supply and demand. A hotel's ability to raise room rates is affected by a number of factors, including the following.

o Supply and Demand Relationships - The relationship between supply and demand is one of the factors that determine hotel occupancies and average rates. Strong markets where lodging demand is increasing faster than supply are often characterized by rate growth that exceeds inflation. Markets that are overbuilt or suffering from declining demand are unlikely to exhibit any significant increases in average rates.

o Inflationary Pressures - Price increases caused by inflation affect hotel room rates by eroding profit margins and encouraging operators to raise

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      prices. This strategy is effective only in markets that are characterized by a healthy supply and demand relationship.

o Improving the Competitive Standard - When a new lodging facility enters a mature market, its rates may be set higher than the marketwide average in an effort to justify the development costs. This may allow other competitors to achieve corresponding gains by effectively raising the amount the market will bear. However, if the addition to supply has a severe impact on the occupancy levels of other hotels, price competition may ensue.

o Property-Specific Improvements - Changes that make a hotel more or less attractive to guests can have an impact on average rate. An expansion, renovation, upgrading, or the introduction of additional facilities and amenities may enable greater-than-inflationary room rate increases. Likewise, deferred maintenance may make a property less competitive, engendering a decline in room rates.

In determining average rate projections, changes that occur prior to occupancy stabilization are generally attributable to factors that are specific to the property and the market. After a hotel achieves a stabilized occupancy, room rates are generally expected to continue to increase at the underlying inflation rate throughout the remainder of the projection period.

Between 1993 and 1996, the subject property's average rate has increased at an average annual compounded level of 7.3%, and there was a 6.1% gain from 1995 to 1996. In light of these historical trends, we project the following average rate increases.

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Table 7-12  Average Rate Forecast
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                        Marketwide                      Subject Property
                ---------------------------  -----------------------------------

                                   Rate         Rate         Projected
     Year         Occupancy      Increase     Increase      Average Rate
--------------------------------------------------------------------------------

Positioned Base       ---          ---            ---          $77.37
     1997              60 %      4% to 5%           4.0%        80.47
     1998              57         1 to 2            1.0         81.28
     1999              57         2 to 3            2.0         82.91
     2000              59         3 to 4            3.5         85.81
     2001              60         3 to 4            3.5         88.81
     2002              61         3 to 4            3.5         91.92

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As illustrated by the previous table, we forecast the subject property's average rate to increase to $80.47 in the first projection year, reflecting a 4.0% gain from the estimated year-end 1996 level. Growth is expected to slow to 1.0% in 1998, when the Courtyard by Marriott enters the market, and then increase to 2.0% in 1999, as those rooms are absorbed. In subsequent years, average rate increases are expected to mirror the underlying inflation rate of 3.5% annually. The following table presents our forecast of occupancy and average rate through the stabilized year.

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Table  7-13 Forecast of Occupancy and Average Rate
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    Year                  Occupancy        Average Rate
--------------------------------------------------------

         1997                63 %              $80.47
         1998                60                 81.28
      Stabilized             60                 82.90

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8. Highest and Best Use

The concept of highest and best use recognized by the Appraisal Institute distinguishes between the highest and best use of the land (as though vacant) and that of the property (as improved). Highest and best use is defined as:

      The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

The concept of highest and best use is the premise upon which value is based, and is a product of competitive forces in the marketplace. The principle of balance holds that real property value is created and sustained when contrasting, opposing, or interacting elements are in a state of equilibrium. This principle applies to relationships among various property components as well as the relationship between the costs of production and the property's productivity. The point of economic balance is achieved when the combination of land and building is optimal (i.e., when no marginal benefit or utility is achieved by adding another unit of capital). The law of increasing returns holds that larger amounts of the agents of production produce greater net income up to a certain point, after which the law of diminishing returns is applied.(2)

It is important to recognize that the highest and best use of the land (as though vacant) may differ from the highest and best use of the property (as improved). This may occur when a site has existing improvements and the highest and best use of the land differs from the current use. Nonetheless, the current property use will continue until the value of the land under its highest and best use exceeds the value of the property in its current use, plus the cost to remove the existing improvements.

(1) The Appraisal of Real Estate - Tenth Edition, Appraisal Institute, Chicago, IL, 1992, p. 45.

(2)   Ibid., p. 40.

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In consideration of the factors influencing development in the immediate area, it is the appraisers' opinion that the highest and best use of the subject site, as vacant, would be to hold for future development. Based on the fact that the value of the land does not exceed the value of the hotel plus the cost of demolition, it is our further opinion that the subject property's highest and best use, as improved, is its current use as a lodging facility.

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================================================================================
9. Approaches to Value

In appraising real estate for market value, the appraiser has three approaches from which to select: the income capitalization, sales comparison, and cost approaches. Although all three valuation procedures are given consideration, the inherent strengths of each approach and the nature of the subject property must be evaluated to determine which will provide supportable estimates of market value. The appraiser is then free to select one or more of the appropriate approaches in arriving at a final value estimate.

The Income Capitalization Approach

The income capitalization approach takes a property's projected net income before debt service and allocates this future benefit to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component is calculated. The total of the mortgage component and the equity component equals the value of the property. This approach is often selected as the preferred valuation method for income- producing properties, because it most closely reflects the investment rationale of knowledgeable buyers.

The Sales Comparison Approach

The sales comparison approach estimates the value of a property by comparing it to similar properties that have been sold on the open market. To obtain a supportable estimate of value, the sales price of a comparable property must be adjusted to reflect any dissimilarities between it and the property being appraised.

The sales comparison approach may provide a useful value estimate in the case of simple forms of real estate, such as vacant land and single-family homes, where the properties are homogeneous and the adjustments are few and relatively simple to compute. In the case of complex investments such as shopping centers, office buildings, restaurants, and lodging facilities, where the adjustments are numerous and more difficult to quantify, the sales comparison approach loses much of its reliability.

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Hotel investors typically do not employ the sales comparison approach in reaching their final purchase decisions. Factors such as the lack of recent sales data, the numerous insupportable adjustments that are necessary, and the general inability to determine the true financial terms and human motivations of comparable transactions often make the results of this technique questionable. Although the sales comparison approach may provide a range of values that supports the final estimate, reliance on this method beyond the establishment of broad parameters is rarely justified by the quality of the sales data.

The market-derived capitalization rates sometimes used by appraisers are susceptible to the same shortcomings inherent in the sales comparison approach. To substantially reduce the reliability of the income capitalization approach by employing capitalization rates obtained from unsupported market data weakens the final value estimate and ignores the typical investment analysis procedures employed by hotel purchasers. Because appraisers are obligated to mirror the actions of the marketplace, we generally give the sales comparison approach minimal weight in the hotel appraisal process beyond bracketing the final estimate.(1)

The Cost Approach

The cost approach estimates market value by computing the current cost to replace the property and subtracting any depreciation resulting from physical deterioration, functional obsolescence, and external (or economic) obsolescence. The value of the land, as if vacant and available, is then added to the depreciated value of the improvements to produce a total value estimate.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements grow older and begin to deteriorate, the resultant loss in value becomes increasingly difficult to quantify accurately. We find that knowledgeable hotel buyers base their purchase decisions on economic factors such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, this approach is given minimal weight in the hotel valuation process. As noted in Hotels and Motels: A Guide to Market

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 209.

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Analysis, Investment Analysis, and Valuations, "the cost approach is seldom used to value existing hotels and motels."(1)

Reconciliation

The final step in the valuation process is the reconciliation and correlation of the value indications. Factors that are considered in assessing the reliability of each approach include the purpose of the appraisal, the nature of the subject property, and the reliability of the data used. In reconciliation, the applicability and supportability of each approach is considered and the range of value indications is examined. The most significant weight is given to the approach that produces the most reliable solution and most closely reflects the criteria used by typical investors.

Our nationwide experience with numerous hostelry buyers and sellers indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the investors who constitute the marketplace. For this reason, the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in the hotel valuation process.

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 208.

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================================================================================
10. Income Capitalization Approach

The income capitalization approach is based on the principle that the value of a property is indicated by its net return, or what is known as the present worth of future benefits. The future benefits of income-producing properties, such as hotels, are net income before debt service and depreciation (as estimated by a forecast of income and expense) and any anticipated reversionary proceeds from a sale. These future benefits can be converted into an indication of market value through a capitalization process and discounted cash flow analysis. Using the income capitalization approach, the subject property has been valued by analyzing the local market for transient accommodations, examining existing and proposed competition, and developing a forecast of income and expense that reflects current and anticipated income trends and cost components through a stabilized year of operation.

The forecast of income and expense is expressed in current dollars for each year. The stabilized year is intended to reflect the anticipated operating results of the property over its remaining economic life, given any or all applicable stages of build-up, plateau, and decline in the life cycle of the hotel. Thus, income and expense estimates from the stabilized year forward exclude from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusual revenues or expenses.

As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, published by the Appraisal Institute, "of the three valuation approaches available to the appraiser, the income capitalization approach generally provides the most persuasive and supportable conclusions when valuing a lodging facility."(1) This text recommends that using a ten-year forecast and an equity yield rate "most accurately reflects the actions of typical hotel buyers, who purchase properties based

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

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on their leveraged discounted cash flow."(1) The simpler procedure of using a ten-year forecast and a discount rate is "less reliable because the derivation of the discount rate has little support. Moreover, it is difficult to adjust the discount rate for changes in the cost of capital."(2)

We have used both methods to discount the subject property's projected net income into an estimate of value. Method One is a ten-year discounted cash flow analysis in which the cash flow to equity and the equity reversion are discounted to the present value at the equity yield rate, and the income to the mortgagee is discounted at a mortgage interest rate. The sum of the equity and mortgage values is the total property value. Method Two is a simple ten-year discounted cash flow analysis in which the annual net income before debt service and the reversionary proceeds following a sale at the end of the tenth year are discounted back to the date of the appraisal at an overall discount rate, and then totaled to produce an indication of the present worth of future benefits.

To convert the projected income stream into an estimate of value through Method One, the anticipated net income (before debt service and depreciation) is allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. The total of the mortgage component and the equity component equals the value of the property. The process is described as follows.

1. The terms of typical hotel financing are set forth, including interest rate, amortization term, and loan-to-value ratio.

2. An equity yield rate of return is established. Numerous hotel buyers base their equity investments on a ten-year equity yield rate projection that takes into account ownership benefits such as periodic cash flow distributions, residual sale or refinancing distributions that return any property appreciation and mortgage amortization, income tax benefits, and various non-financial considerations such as status and prestige. The equity yield rate is also known as the internal rate of return on equity.

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236

(2) Ibid.

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3. The value of the equity component is calculated by first deducting the annual debt service from the projected net income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value. After deducting the mortgage balance at the end of the tenth year and the typical brokerage and legal costs, the equity residual is discounted back to the date of value at the equity yield rate. The net income to equity for each of the ten projection years is also discounted to the present value. The sum of these discounted values equates to the value of the equity component. Adding the equity component to the initial mortgage balance yields the overall property value.

      Because the mortgage and the debt service amounts are unknown but the loan-to-value ratio was determined in Step #1, the preceding calculation can be solved through an iterative process or by use of a linear algebraic equation that computes the total property value. The algebraic equation that solves for the total property value using a ten-year mortgage and equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(1)

4. The value is proven by allocating the total property value between the mortgage and equity components and verifying that the rates of return set forth in Steps #1 and #2 can be met from the projected net income.

The process of converting the projected income stream into an estimate of value through Method Two is described as follows.

                     1. A discount rate is established by evaluating the total
                        property yield derived by Method One. Occasionally, the discount rate may be adjusted slightly based on the total property yields indicated by recent transactions involving hotels similar to the subject property.

                     2. The reversionary value is calculated by capitalizing the
                        11th-year net income by the terminal capitalization rate and deducting typical brokerage and legal fees.

(1) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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3. The ten-year forecast of net income (before debt service and depreciation) and the reversionary value are discounted to the date of value at the rate derived above.

Review of Operating History

Because the Radisson Plaza is an existing hotel with an established operating performance, its historical income and expense experience can serve as a basis for projections. The subject property opened in 1921, and achieved occupancy levels of 58.5% in 1994 and 56.7% in 1995. The following income and expense statements were provided by the Ashford Financial Corporation, and are unaudited. Where applicable, we have reorganized the statements in accordance with the Uniform System of Accounts for Hotels.

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================================================================================
Table 10-1  Historical Operating Performance
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                                                    1995                                      1994 (Partial Year)
                             --------------------------------------------------- ----------------------------------------------
No. of Rooms:                      517                                               517
No. of Occupied Rooms:         106,977                                            61,094
No. of Days Open:                  365                                               202
Occupancy:                        56.7%                 Amount per   Amount per     58.5%              Amount per   Amount per
Average Rate:                   $72.91     Percent       Available    Occupied     $70.25    Percent    Available    Occupied
                                 (+000)    of Gross        Room        Room        (+000)   of Gross       Room        Room
-------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                        $7,799       66.7 %       $15,086      $72.91     $4,292       64.8 %     $8,302     $70.25
   Food                          2,662       22.8           5,148       24.88      1,536       23.2        2,971      25.14
   Beverage                        350        3.0             676        3.27        249        3.8          481       4.07
   Telephone                       303        2.6             587        2.84        195        2.9          377       3.19
   Valet Parking                   445        3.8             861        4.16        286        4.3          552       4.67
   Other Income                    140        1.2             271        1.31         67        1.0          130       1.10
      Total                     11,699      100.1          22,629      109.36      6,625      100.0       12,814     108.43
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DEPARTMENTAL EXPENSES*
   Rooms                         1,617       20.7           3,128       15.12        818       19.1        1,582      13.39
   Food & Beverage               2,290       76.0           4,429       21.40      1,306       73.2        2,527      21.38
   Telephone                       187       61.5             361        1.75         98       50.1          189       1.60
   Valet Parking                    91       20.5             176        0.85         52       18.3          101       0.86
   Other Income                     15       10.6              29        0.14          8       11.4           15       0.13
      Total                      4,200       35.9           8,123       39.26      2,282       34.4        4,414      37.35
                                                                                                                         ------
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DEPARTMENTAL INCOME              7,500       64.2          14,506       70.10      4,343       65.6        8,399      71.08
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OPERATING EXPENSES
   Administrative & General      1,340       11.5           2,591       12.52        717       10.8        1,386      11.73
   Management Fee                  351        3.0             678        3.28        199        3.0          384       3.25
   Marketing                       751        6.4           1,452        7.02        250        3.8          483       4.09
   Franchise Fees                  309        2.6             598        2.89        312        4.7          603       5.11
   Property Oper. & Maint.         681        5.8           1,317        6.36        348        5.3          674       5.70
   Energy                          890        7.6           1,721        8.31        455        6.9          879       7.44
      Total                      4,321       36.9           8,357       40.39      2,280       34.5        4,410      37.32
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HOUSE PROFIT                     3,179       27.3           6,149       29.71      2,063       31.1        3,989      33.76
-------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                  289        2.5             559        2.70        146        2.2          282       2.38
   Insurance                        22        0.2              43        0.21         68        1.0          131       1.11
   Reserve for Replacement         468        4.0             906        4.38          0        0.0            0       0.00
   Equipment Leases                244        2.1             473        2.28        135        2.0          262       2.21
   Ground Leases                   102        0.9             197        0.95         55        0.8          107       0.91
      Total                      1,126        9.7           2,178       10.52        404        6.0          781       6.61
===============================================================================================================================
NET INCOME                      $2,053       17.6 %         3,971      $19.19     $1,659       25.1 %     $3,208     $27.15
===============================================================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues

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Table 10-2  Historical Operating Performance
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                                           Year-to-Date August, 1996                            Year-to-Date August, 1995
                             ------------------------------------------------   --------------------------------------------------
No. of Rooms:                     517                                                   517
No. of Occupied Rooms:         76,370                                                70,579
No. of Days Open:                 244                                                   243
Occupancy:                       60.5%                Amount per   Amount per          56.2%               Amount per  Amount per
Average Rate:                  $77.74      Percent     Available    Occupied         $72.40      Percent   Available    Occupied
                                (+000)    of Gross       Room         Room            (+000)    of Gross     Room         Room
----------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                       $5,937         67.9 %   $11,484       $77.74          $5,110         68.6 %   $9,884       $72.40
   Food                         1,798         20.6       3,478        23.55           1,570         21.1      3,037        22.25
   Beverage                       248          2.8         479         3.24             192          2.6        371         2.72
   Telephone                      330          3.8         639         4.33             191          2.6        369         2.70
   Valet Parking                  315          3.6         609         4.12             293          3.9        566         4.15
   Other Income                   114          1.3         220         1.49              90          1.2        174         1.27
      Total                     8,742        100.0      16,910       114.47           7,445        100.0     14,401       105.49
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DEPARTMENTAL EXPENSES*
   Rooms                        1,209         20.4       2,339        15.83           1,059         20.7      2,048        15.01
   Food & Beverage              1,565         76.5       3,027        20.49           1,452         82.4      2,808        20.57
   Telephone                      133         40.3         258         1.74             122         63.9        236         1.73
   Valet Parking                   61         19.3         118         0.80              61         20.9        118         0.87
   Other Income                     8          7.5          16         0.11              11         11.8         21         0.15
      Total                     2,977         34.0       5,758        38.98           2,704         36.3      5,230        38.31
----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME             5,766         66.0      11,152        75.50           4,741         63.7      9,171        67.18
----------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General       839          9.6       1,623        10.99             892         12.0      1,725        12.64
   Management Fee                 262          3.0         507         3.43             223          3.0        432         3.16
   Marketing                      444          5.1         859         5.81             492          6.6        952         6.98
   Franchise Fees                 241          2.8         467         3.16             195          2.6        378         2.77
   Property Oper. & Maint.        596          6.8       1,152         7.80             441          5.9        853         6.25
   Energy                         592          6.8       1,146         7.76             591          7.9      1,143         8.37
      Total                     2,975         34.1       5,754        38.95           2,835         38.0      5,483        40.17
----------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                    2,791         31.9       5,398        36.55           1,906         25.7      3,688        27.01
----------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                 212          2.4         410         2.78             199          2.7        385         2.82
   Insurance                       92          1.1         178         1.21              78          1.0        150         1.10
   Reserve for Replacement        350          4.0         676         4.58             298          4.0        576         4.22
   Equipment Leases               172          2.0         333         2.26             162          2.2        314         2.30
   Ground Leases                   70          0.8         134         0.91              68          0.9        131         0.96
      Total                       896         10.3       1,733        11.73             805         10.8      1,556        11.40
==================================================================================================================================
NET INCOME                     $1,895         21.6 %    $3,665       $24.82          $1,102         14.9 %   $2,132       $15.61
==================================================================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues

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Comparable Operating Statements

We note that we were unable to obtain a full-year 1994 operating statement as a result of the subject property's change in ownership in that year. However, the historical income and expense statements show that the hotel's revenues and operational efficiency have improved since the time of its acquisition. Year-to-date August statements show that total revenues rose by more than $1,000,000 from 1995 to 1996. Telephone revenues also increased substantially on a year-to-date basis, from $2.70 per occupied room in 1995 to $4.33 in 1996, and our projections have been adjusted accordingly. There was an approximate $34,000 gain in other income from 1995 to 1996, again on a year-to-date August basis; this was partly the result of increased space rentals.

In calendar year 1995, departmental expenses equated to 35.9% of revenues, and this ratio declined slightly (to 34.0%) in year-to-date 1996. Telephone expense declined significantly as a percentage of telephone revenue, to reach 40.3% in year-to-date 1996, primarily as a result of the substantial rise in the associated income. We have adjusted our projections to reflect this lower ratio. Likewise, year-to-date other income expense dropped as a percentage of other income from 1995 to 1996, again reflecting greater revenues in this department. Our projections have been adjusted slightly in consideration of this greater efficiency.

On a year-to-date August basis, administrative and general expense declined from $1,725 per available room in 1995 to $1,623 in 1996 as greater operational efficiencies were achieved. We have considered this decline in formulating our projections. Marketing expense equated to 6.4% of total revenue in calendar year 1995, and this ratio dropped to 5.1% in year-to-date 1996. House profit rose significantly on a year-to-date basis, from roughly $1,906,000 in 1995 to $2,791,000 in 1996; this reflects the higher revenues and lower expense levels outlined above.

A discrepancy should be noted in the insurance expense. According to information received from the Ashford Financial Corporation, the subject property's calendar year 1995 insurance expense was roughly $22,000, while the year-to-date August, 1995 statement shows a level of $78,000. Ashford representatives indicate that this anomaly may be the result of end-of-the-year adjustments made to the insurance ledger. Because of this inconsistency, our base-year income and expense statement shows an insurance expense of $350.00 per available room, which is based on industry standards for full-service hotels. Other fixed expenses remained relatively stable throughout the historical period. As noted earlier in this report, a property

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tax reassessment took place in 1996, necessitating an upward adjustment of the base-year property tax expense.

Forecast of Income and Expense

The forecast of income and expense is intended to reflect the appraiser's subjective estimate of how a typical buyer would project the subject property's operating results. Depending on the dynamics of the local market, a typical buyer's projection may be adjusted upward or downward. We have attempted to consider these factors in formulating this forecast.

HVS International uses a fixed and variable component model to project a lodging facility's revenue and expense levels. This model is based on the premise that hotel revenues and expenses have one component that is fixed and another that varies directly with occupancy and facility usage. A projection can be made by taking a known level of revenue or expense and calculating its fixed and variable components. The fixed component is then held constant, while the variable component is adjusted for the percent change between the projected occupancy and facility usage and that which produced the known level of revenue or expense.

Base-Year Statement of Income and Expense

Based on our review of the operating histories of the subject property and comparable hotels, we have derived a base-year statement of income and expense expressed in 1996 dollars. The units of comparison include a percentage of departmental and total revenue, amounts per available room, and amounts per occupied room. The income and expense ratios reflect an occupancy level of 56.7%. The base-year profit and loss statement will be used to determine the relationship between the fixed and variable components.

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Table 10-4  Base-Year Statement of Income and Expense
--------------------------------------------------------------------------------

                                                      1995
                             ------------------------------------------------
No. of Rooms:                     517
Occupancy:                       56.7%
Average Rate:                  $72.91                Amount per   Amount per
No. of Occupied Rooms:        106,977     Percent     Available     Occupied
                                (+000)    of Gross      Room         Room
-----------------------------------------------------------------------------
REVENUE
   Rooms                       $7,799        65.6%     $15,086       $72.91
   Food                         2,662        22.4        5,148        24.88
   Beverage                       384         3.2          744         3.59
   Telephone                      448         3.8          866         4.18
   Valet Parking                  445         3.7          861         4.16
   Other Income                   154         1.3          298         1.44
        Total                  11,892       100.0       23,003       111.17
-----------------------------------------------------------------------------
EXPENSES
   Rooms*                       1,617        20.7        3,128        15.12
   Food & Beverage*             2,290        75.2        4,429        21.40
   Telephone*                     224        50.0          433         2.09
   Valet Parking*                  91        20.5          176         0.85
   Other Income*                   15        10.0           30         0.14
   Administrative & General     1,199        10.1        2,319        11.21
   Management Fee                 357         3.0          690         3.34
   Marketing                      643         5.4        1,244         6.01
   Franchise Fees                 253         2.1          490         2.37
   Property Oper. & Maint.        749         6.3        1,448         7.00
   Energy                         847         7.1        1,639         7.92
   Property Taxes                 333         2.8          645         3.12
   Insurance                      181         1.5          350         1.69
   Reserve for Replacement        476         4.0          920         4.45
   Equipment Leases               244         2.1          473         2.28
   Ground Leases                  102         0.9          197         0.95
        Total                   9,622        80.9       18,611        89.94
-----------------------------------------------------------------------------
NET INCOME                     $2,270        19.1%      $4,392       $21.22
=============================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues

--------------------------------------------------------------------------------

Inflation Assumptions

The base revenue and expense amounts are inflated to reflect current dollars for each projection year. Although line items can be affected by different factors, we must establish a general rate of inflation that will be applied to most revenue and expense categories. The following table shows inflation estimates made by economists at some noted institutions and corporations.

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Table 10-5  Inflation Estimates
--------------------------------------------------------------------------------

                                      Projected Increase in Consumer Price Index
                                      (Annualized Rate Versus 12 Months Earlier)
                                      ------------------------------------------
                                                   November           May
Source                                              of 1996         of 1997
--------------------------------------------------------------------------------
Maureen Allyn, Scudder Stevens Clark                 3.1%             2.3%
Wayne Angell, Bear Stearns                           3.0              3.2
Richard Berner, Mellon Bank                          2.9              2.8
David Berson, Fannie Mae                             2.9              2.8
David Blitzer, S&P                                   3.0              2.7
Paul Boltz, T. Rowe Price                            3.2              3.5
David Bostian, Herzog, Heine, Geduld                 2.9              2.5
Philip Braverman, DKB Securities                     3.0              2.8
William Brown, J.P. Morgan                           3.3              3.2
Rosanne Cahn, CS First Boston                        3.1              2.6
James Coons, Huntington National Bank                3.2              3.0
Michael Cosgrove, The Econoclast                     3.2              3.3
Dewey Daane, Vanderbilt University                   3.4              3.6
Robert Dederick, Northern Trust                      3.1              3.4
W.Dudley, Goldman Sachs                              3.4              3.2
Michael Englund, MMS Intl.                           3.2              3.3
Michael Evans, Evans Group                           3.0              3.0
Gail Fosler, Conference Board                        3.5              3.6
Maury Harris, Paine Weber, Inc.                      2.8              2.8
Tracy Herrick, Jefferies & Co.                       3.2              3.6
Stuart Hoffman, PNC Bank                             3.1              2.8
William Hummer, Wayne Hummer                         2.9              3.0
Edward Hyman, ISI Group                              2.8              2.1
Saul Hymans, University of Michigan                  2.7              1.7
Mieczyslaw Karczmar, Deutsche Bank                   2.8              3.2
Kurt Karl, WEFA Group                                2.6              2.3
Irwin Kellner, Chase Manhattan Bank                  2.6              2.3
D. Laufenberg, American Express Financial Advisors   3.2              3.4
Michelle Laughlin, Sanwa Securities                  3.0              3.2
Carol Leisenring, CoreStates Financial               2.7              2.5
Richard Lemmon, General Motors                       3.0              3.0
Mickey Levy, NationsBank Capital Markets             2.6              2.4
David Littmann, Comerica                             3.1              3.0
John Lonski, Moody's Investors Service               3.3              3.2
Paul McCulley, UBS Securities                        3.0              2.8
John McDevitt, 3M                                    2.6              2.5
Arnold Moskowitz, Moskowitz Capital                  3.1              3.5
John Mueller, LBMC, Inc.                             3.2              2.5
David Munro, High Frequency Econ.                    3.0              2.5
Carl Palash, MCM MoneyWatch                          3.0              3.0
Nicholas Perna, Fleet Financial Group                3.3              3.3
Elliott Platt, Donaldson Lufkin                      2.8              2.0
Maria F. Ramirez, MF Ramirez                         3.0              3.0
Donald Ratajczak, Georgia State University           3.0              3.3
David Resler, Nomura Securities International        2.9              2.6
Allan Reynolds, Hudson Institute                     3.3              3.6
Richard Rippe, Prudential Securities                 3.1              3.3
A. Gary Schilling, Schilling & Co.                   3.0              3.0
Allen Sinai, Lehman Brothers                         3.2              3.4
James Smith, University of North Carolina            2.1              1.9
Susan Sterne, Economic Analysis                      2.5              2.5
Donald Straszheim, Merrill Lynch                     2.7              2.3
Thomas Synott III, U.S. Trust Company                3.3              3.4
John Williams, Bankers Trust                         3.0              3.1
Raymond Worseck, A.G. Edwards                        3.6              3.3
David Wyss, DRI/McGraw-Hill                          3.0              2.5
Edward Yardeni, Deutsche Morgan Grenfell             2.2              2.0
Mark Zandi, Regional Financial Associates            3.0              3.2
                                                     ----             ----
                  Average                            3.0%             2.9%

                    Source: Wall Street Journal, July 1, 1996

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The preceding table shows inflation forecasts averaging 3.0% and 2.9%. Most of the economists in the sample estimate inflation rates ranging from 2.5% to 3.4%, although several anticipate slightly higher levels. As a further check on these inflation projections, we have reviewed historical increases in the Consumer Price Index. Because the value of real estate is predicated on cash flows over a relatively long period, inflation should be considered from a long-term perspective. Between 1986 and 1994, the national CPI increased at an average annual compounded rate of 3.8%. In consideration of these historical trends, the projections set forth above, and our assessment of probable property appreciation levels, we have selected an annual stabilized inflation rate of 3.5% throughout the projection period.

One of the exceptions to this general inflation assumption is the projected growth in average rate. As noted earlier, increases in the subject property's room rate are projected as follows.

================================================================================
Table 10-6  Projected Growth in Average Rate
--------------------------------------------------------------------------------

                                        Increase From
            Year                        Previous Year
------------------------------------------------------------
            1997                             4.0%
            1998                             1.0
            1999                             2.0
         Thereafter                          3.5
                                             3.5

--------------------------------------------------------------------------------

The subject property leases the land housing its underground parking garage, and a portion of the land underneath the West Tower. Ground lease expense has been projected based on the lease terms, and it does not conform to the underlying inflation rates set forth above. Our estimate of the subject property's ground lease expense will be outlined later in this section.

Using these inflation assumptions, the base-year income and expense statement (which is expressed in 1996 dollars) is inflated to arrive at projections. Each revenue and expense category will be projected using the inflated base statement to determine the fixed and variable component relationships.

Rooms Revenue

Rooms revenue is determined by two variables: occupancy and average rate. Earlier in this report, we estimated the subject property's occupancy and average rate as follows.

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Table 10-7  Projected Occupancy and Average Rate
--------------------------------------------------------------------------------

                                     1997         1998     Stabilized
---------------------------------------------------------------------
Projected Occupancy Percentage       63.0%        60.0%       60.0%
Projected Average Rate             $80.47       $81.28      $82.91

--------------------------------------------------------------------------------

Rooms revenue is calculated as follows.

================================================================================
Table 10-8  Forecast of Rooms Revenue
--------------------------------------------------------------------------------

                                                                          Rooms
                                                Number        Days       Revenue
     Year     Occupancy        Average Rate    of Units     in Year       (+000)
--------------------------------------------------------------------------------

     1997        63 %     x       $80.47    x    517     x    365     =   $9,567
     1998        60       x        81.28    x    517     x    365     =    9,203
  Stabilized     60       x        82.91    x    517     x    365     =    9,387
     2000        60       x        85.81    x    517     x    365     =    9,716
     2001        60       x        88.81    x    517     x    365     =   10,056

--------------------------------------------------------------------------------

Food and Beverage Revenue

Food and beverage revenue is generated by a hotel's restaurants, lounges, coffee shops, snack bars, banquet rooms, and room service. In addition to providing a source of revenue, these outlets serve as an amenity that assists in the sale of guestrooms. With the exception of properties with active lounges or banquet facilities that draw local residents, in-house guests generally represent a substantial percentage of a hotel's food and beverage patrons.

The Uniform System of Accounts for Hotels/Eighth Revised Edition defines food revenue as "revenue derived from the sale of food, including coffee, milk, tea and soft drinks. Food sales do not include meals charged on employees' (staff) checks." Beverage revenues are "derived from the sale of beverages." In addition to the revenue generated by the sale of food and beverages, hotels often produce other income that is related to this department, such as meeting room rentals, cover charges, service charges, and miscellaneous banquet revenue. Although food revenue varies directly with changes in occupancy, the small portion generated by banquet sales and outside capture is relatively fixed. The following table shows the projected food revenue and several units of comparison that can be used to check the reasonableness of the forecast.

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Table 10-9  Forecast of Food Revenue
--------------------------------------------------------------------------------

                                                 1997         1998    Stabilized
--------------------------------------------------------------------------------
Projected Food Revenue (+000)                 $   3,090   $   3,081   $   3,188
Percent of Total Revenue                           21.6%       22.1%       22.3%
Amount per Available Room                     $   5,976   $   5,959   $   6,167
Amount per Occupied Room                      $   25.99   $   27.21   $   28.16

--------------------------------------------------------------------------------

Based on these units of comparison, the projected food revenue appears reasonable when compared with industry standards.

Beverage revenue is generated by the sale of alcoholic beverages in a hotel's restaurants and banquet rooms and the sale of alcoholic and nonalcoholic beverages in the bars and lounges. The following table illustrates the forecast of beverage revenue.

================================================================================
Table 10-10 Forecast of Beverage Revenue
--------------------------------------------------------------------------------

                                              1997       1998        Stabilized
--------------------------------------------------------------------------------
Projected Beverage Revenue (+000)             $446       $445          $460

--------------------------------------------------------------------------------

Telephone Revenue

Telephone revenue is generated by hotel guests who charge local and long-distance calls to their rooms, and by individuals who use the property's public telephones. Prior to the early 1980s, hotels were limited to a 15% commission on long-distance calls, which allowed few profits. Deregulation and the development of sophisticated call-accounting equipment have resulted in profitable telephone departments. State-of-the-art equipment is capable of least-cost routing, automatic price billing, and posting telephone charges to guest folios. Hotels can select among various long-distance services, and can also work with any one of a number of Alternative Operator Services (AOS). These systems route and price calls, and may provide additional services.

In recent years, the hospitality industry has experienced diverging trends with respect to telephone revenue. Prices per call have increased, in some cases dramatically, yielding departmental profits as high as 50% to 55%. However, the number of long-distance calls billed per occupied room has declined as a result of the extensive use of long-distance carrier services that can be accessed locally or through a toll-free number. When guests charge

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long-distance calls to their personal or business accounts in this manner, the hotel loses the revenue associated with long-distance tariffs and mark-ups, and only receives an access fee.

Most telephone revenue varies directly with changes in occupancy. However, there is a small fixed component consisting of public telephone revenue, which is primarily generated by individuals using the hotel's food, beverage, and meeting facilities. Using this fixed and variable relationship, the subject property's telephone revenue is projected as follows.

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Table 10-11 Forecast of Telephone Revenue
--------------------------------------------------------------------------------

                                                 1997        1998     Stabilized
--------------------------------------------------------------------------------
Projected Telephone Revenue (+000)            $     527   $     522   $     541
Percent of Total Revenue                            3.7%        3.8%        3.8%
Amount per Available Room                     $   1,020   $   1,010   $   1,046
Amount per Occupied Room                      $    4.43   $    4.61   $    4.78

--------------------------------------------------------------------------------

Valet Parking Revenue

Valet parking revenue is derived from the fees charged to guests who park their cars in the one of the subject property's two garages. In most cases, the daily parking fee is added to the guest's folio. For the purpose of our projections, we have used the historical figure of $445,000 as the base year amount. The following table outlines our forecast of valet parking revenue.

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Table 10-12 Forecast of Valet Parking Revenue
--------------------------------------------------------------------------------

                                                 1997      1998    Stabilized
--------------------------------------------------------------------------------
Projected Valet Parking Revenue (+000)         $   493   $   502   $   520
Percent of Total Revenue                           3.4%      3.6%      3.6%
Amount per Available Room                      $   954   $   972   $ 1,006
Amount per Occupied Room                       $  4.15   $  4.43   $  4.59

--------------------------------------------------------------------------------

Other Income

Other income is derived from sources other than guestrooms, food and beverages, telephone services, and valet parking. Depending on the type of hotel and the facilities and amenities offered, other income may include the following items.

o Rentals - stores, office space, concession space, showcases, clubs, and storage.

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o Commissions from auto rentals, photography, telegrams, and vending services.

o Concessions - revenue derived from charges for the privilege of operating departments that could be operated by the hotel. Gift shops, barber shops, and beauty salons are often operated as concessions.

o     Laundry, dry cleaning, and fax services.

o Cash discounts earned - discounts from creditors' accounts for payment within the discount period. This item does not include trade discounts, which are a deduction from the cost of goods sold.

o     Electronic games and pinball machines.

o     Forfeited advance deposits and guaranteed no-shows.

o Service charges - service charges that are added to a customer's account but are not paid to service personnel.

o     Interest income - interest from house accounts.

o     Salvage - revenue from the sale of old or obsolete items.

Other income is highly sensitive to changes in occupancy and slightly correlated to food and beverage volume. Using this fixed and variable relationship, the subject property's other income is projected as follows.

================================================================================
Table 10-13 Forecast of Other Income
--------------------------------------------------------------------------------

                                        1997           1998         Stabilized
--------------------------------------------------------------------------------
Projected Other Income (+000)        $   170         $   174         $   180
Percent of Total Revenue                 1.2%            1.2%            1.3%
Amount per Available Room            $   330         $   336         $   348
Amount per Occupied Room             $  1.43         $  1.54         $  1.59

--------------------------------------------------------------------------------

Rooms Expense

Rooms expense consists of items related to the sale and upkeep of guestrooms and public space. Salaries, wages, and employee benefits account for a substantial portion of this category. Although payroll varies somewhat with occupancy (because managers can schedule maids, bell personnel, and house cleaners to work when demand requires), much of a hotel's payroll is fixed. Front desk personnel, public area cleaners, the housekeeper, and other supervisors must be maintained at all times. As a

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result, salaries, wages, and employee benefits are only moderately sensitive to changes in occupancy.

Commissions represent remuneration to travel agents for booking rooms. Because these fees are based on a percentage of rooms revenue, they are highly dependent on occupancy and rate. Reservations is a similar expense that reflects the cost of a franchise reservation system that typically bills as a percentage of rooms revenue. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are only slightly affected by changes in volume. In light of these considerations, we project the subject property's rooms expense as follows.

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Table 10-14 Forecast of Rooms Expense
--------------------------------------------------------------------------------

                                                  1997       1998     Stabilized
--------------------------------------------------------------------------------
Projected Rooms Expense (+000)                $   1,810   $   1,835   $   1,899
Percent of Rooms Revenue                           18.9%       19.9%       20.2%
Amount per Available Room                     $   3,500   $   3,549   $   3,674
Amount per Occupied Room                      $   15.22   $   16.21   $   16.77

--------------------------------------------------------------------------------

Food and Beverage Expense

Food and beverage expenses consist of items necessary for the operation of a hotel's food, beverage, and banquet facilities. Although food and beverage revenues are projected separately and occupy separate categories on a hotel's income and expense statement, the corresponding expenses are combined into a single category.

The costs associated with food and beverage sales and payroll are moderately to highly correlated to food and beverage revenues, and comprise a substantial portion of this category. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are very slightly dependent on volume. Although the other expense items are basically fixed, they represent a relatively insignificant factor. After considering the fixed and variable components, we forecast the subject property's food and beverage expense as follows.

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Table 10-15 Forecast of Food and Beverage Expense
--------------------------------------------------------------------------------

                                                  1997       1998     Stabilized
--------------------------------------------------------------------------------
Projected Food and Beverage Expense (+000)    $   2,545   $   2,589   $   2,679
Ratio to Food and Beverage Revenue                 72.0%       73.4%       73.4%
Amount per Available Room                     $   4,923   $   5,008   $   5,182
Amount per Occupied Room                      $   21.41   $   22.87   $   23.66

--------------------------------------------------------------------------------

Telephone Expense

Telephone expense consists of all costs associated with this department. In the case of small hotels with automated systems, the operation of telephones may be an additional responsibility of front desk personnel; however, most large properties employ full-time operators.

The bulk of the telephone expense consists of the cost of local and long-distance calls billed by the telephone companies that provide these services. Because most calls are made by in-house guests, these costs are moderately correlated to occupancy. Unless a particular hotel department incurs high expenses, use of telephone services by hotel employees is charged to this account. The remaining costs, which include salaries, wages, printing, and other expenses, are moderately fixed. The following table illustrates our forecast of telephone expense.

================================================================================
Table 10-16 Forecast of Telephone Expense
--------------------------------------------------------------------------------

                                                1997         1998     Stabilized
--------------------------------------------------------------------------------
Projected Telephone Expense (+000)            $   249      $   253      $   262
Percent of Telephone Revenue                     47.3%        48.5%        48.5%
Amount per Available Room                     $   482      $   490      $   507
Amount per Occupied Room                      $  2.09      $  2.23      $  2.31

--------------------------------------------------------------------------------

Valet Parking Expense

Valet parking expense primarily consists of the salaries and benefits paid to the parking attendants in the garage and at the hotel's main entrance. Our projections, which are presented in the following table, are based on the 1995 expense of $91,000.

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Table 10-17 Forecast of Valet Parking Expense
--------------------------------------------------------------------------------

                                                      1997      1998  Stabilized
--------------------------------------------------------------------------------
Projected Valet Parking Expense (+000)              $    99   $   102   $   106
Percent of Valet Parking Revenue                       20.1%     20.3%     20.3%
Amount per Available Room                           $   192   $   197   $   204
Amount per Occupied Room                            $  0.83   $  0.90   $  0.94

--------------------------------------------------------------------------------

Other Income Expense

Other income expense consists of costs associated with other income, and is dependent on the nature of the revenue. For example, if a hotel leases its gift shop to an outside operator, the expenses are limited to items such as rental fees and commissions. If the property operates its own gift shop, both revenues and expenses will be higher, and the hotel is responsible for the cost of goods sold, payroll, and so forth. Using a fixed and variable forecasting model, we project the subject property's other income expense as follows.

================================================================================
Table 10-18 Forecast of Other Income Expense
--------------------------------------------------------------------------------

                                                      1997      1998  Stabilized
--------------------------------------------------------------------------------
Projected Other Income Expense (+000)                $   17    $   17    $   18
Percent of Other Income Revenue                         9.8%      9.9%      9.9%
Amount per Available Room                            $   32    $   33    $   34
Amount per Occupied Room                             $ 0.14    $ 0.15    $ 0.16

--------------------------------------------------------------------------------

Administrative and General Expense

Administrative and general expense includes the salaries and wages of all administrative personnel who are not directly associated with a particular department. Expense items related to the management and operation of the property are also allocated to this category.

Most administrative and general expenses are relatively fixed. The exceptions are cash overages and shortages; commissions on credit card charges; provision for doubtful accounts, which are moderately affected by the number of transactions or total revenue; and salaries, wages, and benefits, which are very slightly influenced by volume.

In recent years, several new items have been added to the administrative and general expense category. Human resources includes the cost of

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recruiting, relocating, and training personnel. Security consists of the cost of contract security for the property and related expenses.

The general insurance category includes premiums for liability, fidelity, life, theft coverage, and business interruption insurance. Fire and extended-coverage insurance on the building and contents is a separate insurance expense category. Liability insurance covers third-party actions involving bodily injury and personal property, and is typically based on rooms receipts, meeting and banquet income, and food and beverage revenue. Factors that may have an impact on a hotel's liability expense include the size of the meeting, banquet, and restaurant facilities; the ratio between the amount of alcohol served and total food and beverage sales; the presence of a dance floor; a high-rise structure; a swimming pool; life safety support systems; and the guest transportation services provided by the hotel.

Administrative and general expenses at the Radisson Plaza equated to roughly $2,591 per available room in 1995. This level is uncharacteristically high for a large, full-service hotel. Consequently, we estimate the subject property's administrative and general expense at a more reasonable level of roughly $2,319 per available room in the base year. Inflating this amount throughout the projection period yields the following forecast.

================================================================================
Table 10-19 Forecast of Administrative and General Expense
--------------------------------------------------------------------------------

                                                1997         1998     Stabilized
--------------------------------------------------------------------------------
Projected Admin. & General Expense (+000)     $   1,331   $   1,352   $   1,395
Percentage of Total Revenue                         9.3%        9.7%        9.8%
Amount per Available Room                     $   2,574   $   2,615   $   2,698
Amount per Occupied Room                      $   11.20   $   11.94   $   12.32

--------------------------------------------------------------------------------

Management Fee

Management expense consists of the basic fee paid to the type of company that is anticipated to operate the subject property. Some companies provide management services alone, while others also provide a brand name affiliation. When a management company has no brand identification, the property owner often acquires a franchise that provides the necessary image and recognition. Although most hotel management companies employ a fee schedule that includes a basic fee (usually a percentage of total revenue) and an incentive fee (usually a percentage of defined profit), the incentive portion is often subordinated to debt service and does not appear in a forecast of net income before debt service. Basic hotel management fees are almost

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always based on a percentage of total revenue, which means they have no fixed component.

Although the incentive fee does not decrease the cash flow available for debt service, it does reduce the potential cash flow to equity, and must be accounted for in the valuation process. Generally, the most appropriate procedure for handling the impact of the incentive fee on the equity component is to use the projected net income before debt service and incentive fee, but adjust the equity dividend or yield rate upward to reflect this added management cost. The adjusted equity dividend and yield rates will be described later in this section.

The subject property is operated by Remington Hospitality, Inc. under a contact that requires a management fee of 3.0% of gross revenues. Based on our review of the current market for management contracts, we are of the opinion that this fee is consistent with prevailing market terms. Applying this management fee structure to the projection of total revenue yields the following forecast of the subject property's management fee.

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Table 10-20 Forecast of Management Fee
--------------------------------------------------------------------------------

                                            1997           1998       Stabilized
--------------------------------------------------------------------------------
Projected Management Fee (+000)             $429           $418         $428

--------------------------------------------------------------------------------

Marketing Expense

Marketing expense consists of all costs associated with advertising, sales, and promotion; these activities are intended to attract and retain customers. Marketing can be used to create an image, develop customer awareness, and stimulate patronage of a property's various facilities.

The marketing category is unique in that all expense items, with the exception of fees and commissions, are totally controlled by management. Most hotel operators establish an annual marketing budget that sets forth all planned expenditures. If the budget is followed, total marketing expenses can be projected accurately.

Marketing expenditures are unusual because although there is a lag period before results are realized, the benefits are often extended over a long period. Depending on the type and scope of the advertising and promotion program implemented, the lag time can be as short as a few weeks or as long as several years. However, the favorable results of an effective marketing

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campaign tend to linger, and a property often enjoys the benefits of concentrated sales efforts for many months.

Marketing expense can be divided into five categories: sales, reservations, advertising and merchandising, other marketing activities, and fees and commissions. Together, these categories include all marketing efforts made by hotel personnel and outside parties. Marketing expenses are fixed with the exception of reservations, fees, and commissions, which are calculated as a percentage of rooms revenue.

The subject property's historical marketing expenses are slightly higher than industry standards. In 1995, marketing costs equated to $1,452 per available room, and we have adjusted this figure downward to $1,244 in the base year. Inflating this amount throughout the projection period yields the following forecast.

================================================================================
Table 10-21 Forecast of Marketing Expense
--------------------------------------------------------------------------------

                                                 1997        1998     Stabilized
--------------------------------------------------------------------------------
Projected Marketing Expense (+000)            $     714   $     725   $     749
Percentage of Total Revenue                         5.0%        5.2%        5.2%
Amount per Available Room                     $   1,382   $   1,403   $   1,448
Amount per Occupied Room                      $    6.01   $    6.41   $    6.61

--------------------------------------------------------------------------------

Franchise Fee

Franchise expense represents the fees paid to Radisson for the use of the company's name, trademarks, and service marks. The franchise agreement calls for a fee of 3.25% of gross rooms revenue, and based on this formula, the following table sets forth our forecast of franchise fees.

================================================================================
Table 10-22 Forecast of Franchise Fee
--------------------------------------------------------------------------------

                                               1997        1998      Stabilized
--------------------------------------------------------------------------------
Projected Franchise Fees (+000)                $311        $299        $305

--------------------------------------------------------------------------------

Property Operations and Maintenance

Property operations and maintenance expense is another expense category that is largely controlled by management. Except for repairs that are necessary to keep the facility open and prevent damage (e.g., plumbing, heating, and electrical items), most maintenance can be deferred for varying lengths of time.

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Maintenance is an accumulating expense. If management elects to postpone performing a required repair, they have not eliminated or saved the expenditure; they have only deferred payment until a later date. A lodging facility that operates with a lower-than-normal maintenance budget is likely to accumulate a considerable amount of deferred maintenance.

The age of a lodging facility has a strong influence on the required level of maintenance. A new or thoroughly renovated property is protected for several years by modern equipment and manufacturers' warranties. However, as a hostelry grows older, maintenance expenses escalate. A well-organized preventive maintenance system often helps delay deterioration, but most facilities face higher property operations and maintenance costs each year, regardless of the occupancy trend. The quality of initial construction can also have a direct impact on future maintenance requirements. The use of high-quality building materials and construction methods generally reduces the need for maintenance expenditures over the long term.

Property operations and maintenance is considered an operating expense; as such, it includes only those components that can be expensed, rather than capitalized, under Internal Revenue Service regulations. For example, if a table leg is broken, the repair of that leg is considered an expense and is chargeable to property operations and maintenance. If the table is replaced, it becomes a capital expenditure and does not appear under the property operations and maintenance category. Appraisers account for capital replacement of items such as furniture and equipment in the reserve for replacement account, which is discussed later in this section. Property operations and maintenance costs are relatively fixed, and are projected as follows.

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Table 10-23 Forecast of Property Operations and Maintenance Expense
--------------------------------------------------------------------------------

                                                 1997      1998    Stabilized
--------------------------------------------------------------------------------
Projected Prop. Oper. & Maint. Expense (+000)  $   831   $   844   $   871
Percentage of Total Revenue                        5.8%      6.1%      6.1%
Amount per Available Room                      $ 1,608   $ 1,633   $ 1,685
Amount per Occupied Room                       $  6.99   $  7.46   $  7.69

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Energy Expense

The energy consumption of a lodging facility takes several forms, including water and space heating, air conditioning, lighting, cooking fuel, and other miscellaneous power requirements. The most common sources of hotel energy are electricity, natural gas, fuel oil, and steam. This category also includes the cost of water service.

Total energy cost depends on the source and quantity of fuel used. Electricity tends to be the most expensive source, followed by oil and gas. Although all hotels consume a sizable amount of electricity, many properties supplement their energy requirements with less expensive sources, such as gas and oil, for heating and cooking.

A large portion of a hostelry's energy consumption is relatively fixed. Restaurants, kitchens, public areas, and corridors must be continually lighted and climate-controlled, regardless of occupancy. The energy cost of an additional occupied room (i.e., a few hours of light, television, heat, or air conditioning) is minimal. The following table presents our forecast of the subject property's energy expense.

================================================================================
Table 10-24 Forecast of Energy Expense
--------------------------------------------------------------------------------

                                                 1997       1998      Stabilized
--------------------------------------------------------------------------------
Projected Energy Expense (+000)               $     919   $     945   $     977
Percentage of Total Revenue                         6.4%        6.8%        6.8%
Amount per Available Room                     $   1,777   $   1,827   $   1,889
Amount per Occupied Room                      $    7.73   $    8.34   $    8.63

--------------------------------------------------------------------------------

Property Taxes

The estimate of property taxes was detailed in a previous section of this report. The following table summarizes these projections.

================================================================================
Table 10-25 Forecast of Property Taxes
--------------------------------------------------------------------------------

                                             1997         1998      Stabilized
--------------------------------------------------------------------------------
Projected Property Taxes (+000)              $357         $370         $383

--------------------------------------------------------------------------------

Insurance Expense

The insurance expense category consists of the cost of insuring the hotel and its contents against damage or destruction by fire, weather, sprinkler leakage, boiler explosion, plate glass breakage, and so forth. It does not include

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liability coverage, which is a component of administrative and general expense.

Insurance rates are based on many factors, including building design and construction, fire detection and extinguishing equipment, fire district, distance from the firehouse, and the area's fire experience. Insurance expenses do not vary with occupancy.

As noted previously, there is a discrepancy in the 1995 year-end insurance expense, and thus our projections are calculated from a base year figure of $350 per available room, which reflects industry standards for hotels of this type. In subsequent years, this amount is assumed to increase in tandem with inflation. The following table outlines our projection of insurance expense.

================================================================================
Table 10-26 Forecast of Insurance Expense
--------------------------------------------------------------------------------

                                                1997        1998      Stabilized
--------------------------------------------------------------------------------
Projected Insurance Expense (+000)              $194        $201         $208

--------------------------------------------------------------------------------

Reserve for Replacement

Furniture, fixtures, and equipment are essential to the operation of a lodging facility, and their quality often influences a property's class. This category includes all non-real estate items that are capitalized, rather than expensed. The furniture, fixtures, and equipment of a hotel are exposed to heavy use and must be replaced at regular intervals. The useful life of these items is determined by their quality, durability, and the amount of guest traffic and use.

Periodic replacement of furniture, fixtures, and equipment is essential to maintain the quality, image, and income-producing potential of a lodging facility. Because capitalized expenditures are not included in the operating statement but nevertheless affect an owner's cash flow, an appraisal should reflect these expenses in the form of an appropriate reserve for replacement.

Our industry experience indicates that a reserve for replacement of 3% to 5% of total revenue is generally sufficient to provide for the timely replacement of furniture, fixtures, and equipment. Because the reserve for replacement is based on a percentage of total revenue, it has no fixed component.

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Based on an analysis of comparable lodging facilities, we believe that a reserve for replacement of 4% of total revenue is sufficient to provide for the periodic replacement of the subject property's furniture, fixtures, and equipment. This amount is consistent with the reserve account contributions currently made by the hotel. The following table summarizes the projected reserve for replacement.

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Table 10-27 Forecast of Reserve for Replacement
--------------------------------------------------------------------------------

                                                  1997       1998    Stabilized
--------------------------------------------------------------------------------
Projected Replacement Reserves (+000)             $572       $557       $571

--------------------------------------------------------------------------------

Equipment Leases

The subject property leases various equipment, including two copiers, ice machines, televisions, a point-of-sales system, and telephone equipment. We estimate the hotel's base-year equipment lease expense at $244,000, based on historical levels. This figure has been inflated to arrive at the following projections.

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Table 10-28 Forecast of Equipment Lease Expense
--------------------------------------------------------------------------------

                                                1997       1998      Stabilized
--------------------------------------------------------------------------------
Projected Equipment Lease Expense (+000)        $262       $271         $280

--------------------------------------------------------------------------------

Ground Lease

The subject property leases land for its underground parking garage and a portion of the West Tower. The lease payments for the northeastern portion of the lot improved with the West Tower are fixed at $30,000 annually throughout the projection period. Pursuant to the terms of the lease, parking garage lease payments are projected at $75,000 in calendar years 1996 through 2000, $80,000 in calendar years 2001 through 2005, and $85,000 in calendar years 2006 though 2010. The following table outlines these projections.

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Table 10-29 Forecast of Ground Lease Expense
--------------------------------------------------------------------------------

                1997      1998      1999      2000      2001      2002      2003      2004      2005      2006
--------------------------------------------------------------------------------------------------------------
Garage      $ 75,000  $ 75,000  $ 75,000  $ 75,000  $ 80,000  $ 80,000  $ 80,000  $ 80,000  $ 80,000  $ 85,000
West Tower    30,000    30,000    30,000    30,000    30,000    30,000    30,000    30,000    30,000    30,000
--------------------------------------------------------------------------------------------------------------
Total        105,000   105,000   105,000   105,000   110,000   110,000   110,000   110,000   110,000   115,000

--------------------------------------------------------------------------------

Summary of Projections

Based on the preceding analysis, we have formulated a forecast of income and expense. The table on the following page presents a detailed forecast through the stabilized year, including amounts per available room (PAR) and per occupied room (POR). For the purpose of comparison, this table also presents the subject property's most recent full year of operating history. The second table illustrates our ten-year forecast of income and expense in less detail. The forecasts pertain to calendar operating years, and are expressed in inflated dollars for each year.

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Table 10-30 Detailed Forecast of Income and Expense through the Stabilized Year and Most Recent Operating History, Radisson Plaza , Fort Worth, Texas
--------------------------------------------------------------------------------

                                                  Historical 1995 Results                                  1997
                                   ------------------------------------------------- -----------------------------------------------
No. of Rooms:                              517                                           517
Occupancy:                                56.7%                                         63.0%
Average Rate:                           $72.91                                        $80.47
No. of Days Open:                          365      Percent                              365     Percent
No. of Occupied Rooms:                 106,977         of                            118,884        of
                                         (+000)      Gross       PAR         POR       (+000)      Gross       PAR        POR
------------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                                $7,799        66.7%    $15,086      $72.91    $9,567        67.0%   $18,505     $80.47
   Food                                  2,662        22.8       5,148       24.88     3,090        21.6      5,977      25.99
   Beverage                                350         3.0         676        3.27       446         3.1        863       3.75
   Telephone                               303         2.6         587        2.84       527         3.7      1,019       4.43
   Valet Parking                           445         3.8         861        4.16       493         3.4        954       4.15
   Other Income                            140         1.2         271        1.31       170         1.2        329       1.43
        Total                           11,699       100.1      22,629      109.36    14,293       100.0     27,646     120.23
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                                 1,617        20.7       3,128       15.12     1,810        18.9      3,501      15.22
   Food & Beverage                       2,290        76.0       4,429       21.40     2,545        72.0      4,923      21.41
   Telephone                               187        61.5         361        1.75       249        47.2        482       2.09
   Valet Parking                            91        20.5         176        0.85        99        20.1        191       0.83
   Other Income                             15        10.6          29        0.14        17        10.0         33       0.14
        Total                            4,200        35.9       8,123       39.26     4,720        33.0      9,130      39.70
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME                      7,500        64.2      14,506       70.10     9,573        67.0     18,516      80.52
------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General              1,340        11.5       2,591       12.52     1,331         9.3      2,574      11.20
   Management Fee                          351         3.0         678        3.28       429         3.0        830       3.61
   Marketing                               751         6.4       1,452        7.02       714         5.0      1,381       6.01
   Franchise Fees                          309         2.6         598        2.89       311         2.2        602       2.62
   Property Oper. & Maint.                 681         5.8       1,317        6.36       831         5.8      1,607       6.99
   Energy                                  890         7.6       1,721        8.31       919         6.4      1,778       7.73
        Total                            4,321        36.9       8,357       40.39     4,535        31.7      8,772      38.15
------------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                             3,179        27.3       6,149       29.71     5,038        35.3      9,745      42.38
------------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                          289         2.5         559        2.70       357         2.5        691       3.00
   Insurance                                22         0.2          43        0.21       194         1.4        375       1.63
   Reserve for Replacement                 468         4.0         906        4.38       572         4.0      1,106       4.81
   Equipment Leases                        244         2.1         473        2.28       262         1.8        507       2.20
   Ground Leases                           102         0.9         197        0.95       105         0.7        203       0.88
        Total                            1,126         9.7       2,178       10.52     1,490        10.4      2,882      12.53
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                              $2,053        17.6%     $3,971      $19.19    $3,548        24.9%    $6,863     $29.84
====================================================================================================================================

Food/Rooms                                34.1%                                         32.3%
Beverage/Food                             13.1%                                         14.4%
Telephone/Rooms                            3.9%                                          5.5%
Other Income/Rooms                         1.8%                                          1.8%

                                                        1998                                      Stabilized
                                 -----------------------------------------------  ------------------------------------------------
No. of Rooms:                         517                                               517
Occupancy:                           60.0%                                             60.0%
Average Rate:                      $81.28                                            $82.91
No. of Days Open:                     365      Percent                                  365     Percent
No. of Occupied Rooms:            113,223        of                                 113,223        of
                                    (+000)      Gross      PAR          POR           (+000)      Gross      PAR             POR
----------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                           $9,203        66.2%   $17,801      $81.28         $9,387        65.8%   $18,157          $82.91
   Food                             3,081        22.1      5,959       27.21          3,188        22.3      6,166           28.16
   Beverage                           445         3.2        861        3.93            460         3.2        890            4.06
   Telephone                          522         3.7      1,010        4.61            541         3.8      1,046            4.78
   Valet Parking                      502         3.6        971        4.43            520         3.6      1,006            4.59
   Other Income                       174         1.2        337        1.54            180         1.3        348            1.59
        Total                      13,927       100.0     26,938      123.01         14,276       100.0     27,613          126.09
----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                            1,835        19.9      3,549       16.21          1,899        20.2      3,673           16.77
   Food & Beverage                  2,589        73.4      5,008       22.87          2,679        73.4      5,182           23.66
   Telephone                          253        48.5        489        2.23            262        48.4        507            2.31
   Valet Parking                      102        20.3        197        0.90            106        20.4        205            0.94
   Other Income                        17         9.8         33        0.15             18        10.0         35            0.16
        Total                       4,796        34.4      9,277       42.36          4,964        34.8      9,602           43.84
----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME                 9,131        65.6     17,662       80.65          9,312        65.2     18,012           82.24
----------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General         1,352         9.7      2,615       11.94          1,395         9.8      2,698           12.32
   Management Fee                     418         3.0        809        3.69            428         3.0        828            3.78
   Marketing                          725         5.2      1,402        6.40            749         5.2      1,449            6.62
   Franchise Fees                     299         2.1        578        2.64            305         2.1        590            2.69
   Property Oper. & Maint.            844         6.1      1,632        7.45            871         6.1      1,685            7.69
   Energy                             945         6.8      1,828        8.35            977         6.8      1,890            8.63
        Total                       4,583        32.9      8,865       40.48          4,725        33.0      9,139           41.73
----------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                        4,548        32.7      8,797       40.17          4,587        32.2      8,872           40.51
----------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                     370         2.7        716        3.27            383         2.7        741            3.38
   Insurance                          201         1.4        389        1.78            208         1.5        402            1.84
   Reserve for Replacement            557         4.0      1,077        4.92            571         4.0      1,104            5.04
   Equipment Leases                   271         1.9        524        2.39            280         2.0        542            2.47
   Ground Leases                      105         0.8        203        0.93            105         0.7        203            0.93
        Total                       1,504        10.8      2,909       13.28          1,547        10.9      2,992           13.66
----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                         $3,044        21.9%    $5,888      $26.88         $3,040        21.3%    $5,880          $26.85
==================================================================================================================================

Food/Rooms                           33.5%                                            34.0%
Beverage/Food                        14.4%                                            14.4%
Telephone/Rooms                       5.7%                                             5.8%
Other Income/Rooms                    1.9%                                             1.9%

* Departmental expense ratios are expressed as a percentage of departmental revenues

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Table 10-31 Ten-Year Forecast of Income and Expense, Radisson Plaza, Fort Worth, Texas
--------------------------------------------------------------------------------

                                    1997                1998                 1999                 2000                 2001
                            -------------------- -------------------- -------------------- ------------------ ----------------------

No. of Rooms:                     517                  517                  517                  517                 517
No. of Occupied Rooms:        118,884              113,223              113,223              113,223             113,223
Occupancy:                       63.0%    % of       60.0%      % of       60.0%    % of        60.0%   % of        60.0%    % of
Average Rate:                  $80.47     Gross     $81.28     Gross      $82.91    Gross     $85.81    Gross     $88.81     Gross
------------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                       $9,567      67.0%    $9,203      66.2%    $9,387      65.8%    $9,716     65.8%   $10,056      65.8%
   Food                         3,090      21.6      3,081      22.1      3,188      22.3      3,300     22.3      3,416      22.3
   Beverage                       446       3.1        445       3.2        460       3.2        477      3.2        493       3.2
   Telephone                      527       3.7        522       3.7        541       3.8        560      3.8        579       3.8
   Valet Parking                  493       3.4        502       3.6        520       3.6        538      3.6        557       3.6
   Other Income                   170       1.2        174       1.2        180       1.3        186      1.3        193       1.3
      Total                    14,293     100.0     13,927     100.0     14,276     100.0     14,777    100.0     15,294     100.0
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
   Rooms                        1,810      18.9      1,835      19.9      1,899      20.2      1,966     20.2      2,035      20.2
   Food & Beverage              2,545      72.0      2,589      73.4      2,679      73.4      2,773     73.4      2,870      73.4
   Telephone                      249      47.2        253      48.5        262      48.4        271     48.4        281      48.5
   Valet Parking                   99      20.1        102      20.3        106      20.4        109     20.3        113      20.3
   Other Income                    17      10.0         17       9.8         18      10.0         18      9.7         19       9.8
      Total                     4,720      33.0      4,796      34.4      4,964      34.8      5,137     34.8      5,318      34.8
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME             9,573      67.0      9,131      65.6      9,312      65.2      9,640     65.2      9,976      65.2
------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General     1,331       9.3      1,352       9.7      1,395       9.8      1,444      9.8      1,494       9.8
   Management Fee                 429       3.0        418       3.0        428       3.0        443      3.0        459       3.0
   Marketing                      714       5.0        725       5.2        749       5.2        775      5.2        802       5.2
   Franchise Fees                 311       2.2        299       2.1        305       2.1        316      2.1        327       2.1
   Property Oper. & Maint.        831       5.8        844       6.1        871       6.1        902      6.1        933       6.1
   Energy                         919       6.4        945       6.8        977       6.8      1,011      6.8      1,046       6.8
      Total                     4,535      31.7      4,583      32.9      4,725      33.0      4,891     33.0      5,061      33.0
------------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                    5,038      35.3      4,548      32.7      4,587      32.2      4,749     32.2      4,915      32.2
------------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                 357       2.5        370       2.7        383       2.7        396      2.7        410       2.7
   Insurance                      194       1.4        201       1.4        208       1.5        215      1.5        222       1.5
   Reserve for Replacement        572       4.0        557       4.0        571       4.0        591      4.0        612       4.0
   Equipment Leases               262       1.8        271       1.9        280       2.0        290      2.0        300       2.0
   Ground Leases                  105       0.7        105       0.8        105       0.7        105      0.7        110       0.7
      Total                     1,490      10.4      1,504      10.8      1,547      10.9      1,597     10.9      1,654      10.9
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                     $3,548      24.9%    $3,044      21.9%    $3,040      21.3%    $3,152     21.3%    $3,261      21.3%
====================================================================================================================================

                                2002                 2003                       2004               2005                 2006
                        -------------------- ------------------------  --------------------- ----------------- -------------------

No. of Rooms:                  517                     517                    517                 517                 517
No. of Occupied Rooms:     113,223                 113,223                113,223             113,223             113,223
Occupancy:                    60.0%    % of           60.0%     % of         60.0%     % of      60.0%   % of        60.0%    % of
Average Rate:                $91.92   Gross         $95.14      Gross      $98.47      Gross  $101.92    Gross     $105.48   Gross
-----------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                   $10,408     65.8%       $10,772       65.8%    $11,149      65.8%  $11,539     65.8%   $11,943     65.8%
   Food                      3,535     22.3          3,659       22.3       3,787      22.3     3,919     22.3      4,057     22.3
   Beverage                    511      3.2            529        3.2         547       3.2       566      3.2        586      3.2
   Telephone                   599      3.8            620        3.8         642       3.8       665      3.8        688      3.8
   Valet Parking               577      3.6            597        3.6         618       3.6       639      3.6        662      3.6
   Other Income                199      1.3            206        1.3         214       1.3       221      1.3        229      1.3
      Total                 15,829    100.0         16,383      100.0      16,957     100.0    17,549    100.0     18,165    100.0
-----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
   Rooms                     2,106     20.2          2,179       20.2       2,256      20.2     2,335     20.2      2,416     20.2
   Food & Beverage           2,971     73.4          3,075       73.4       3,183      73.4     3,294     73.4      3,409     73.4
   Telephone                   291     48.6            301       48.5         311      48.4       322     48.4        334     48.5
   Valet Parking               117     20.3            121       20.3         125      20.2       130     20.3        134     20.2
   Other Income                 20     10.1             20        9.7          21       9.8        22     10.0         23     10.0
      Total                  5,505     34.8          5,696       34.8       5,896      34.8     6,103     34.8      6,316     34.8
-----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME         10,324     65.2         10,687       65.2      11,061      65.2    11,446     65.2     11,849     65.2
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General  1,546      9.8          1,601        9.8       1,657       9.8     1,715      9.8      1,775      9.8
   Management Fee              475      3.0            491        3.0         509       3.0       526      3.0        545      3.0
   Marketing                   830      5.2            859        5.2         889       5.2       920      5.2        952      5.2
   Franchise Fees              338      2.1            350        2.1         362       2.1       375      2.1        388      2.1
   Property Oper. & Maint.     966      6.1          1,000        6.1       1,035       6.1     1,071      6.1      1,108      6.1
   Energy                    1,083      6.8          1,121        6.8       1,160       6.8     1,201      6.8      1,243      6.8
      Total                  5,238     33.0          5,422       33.0       5,612      33.0     5,808     33.0      6,011     33.0
-----------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                 5,086     32.2          5,265       32.2       5,449      32.2     5,638     32.2      5,838     32.2
-----------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes              424      2.7            439        2.7         454       2.7       470      2.7        487      2.7
   Insurance                   230      1.5            238        1.5         247       1.5       255      1.5        264      1.5
   Reserve for Replacement     633      4.0            655        4.0         678       4.0       702      4.0        727      4.0
   Equipment Leases            311      2.0            322        2.0         333       2.0       345      2.0        357      2.0
   Ground Leases               110      0.7            110        0.7         110       0.6       110      0.6        115      0.6
      Total                  1,708     10.9          1,764       10.9       1,822      10.8     1,882     10.8      1,950     10.8
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                   $3,378    21.3%        $3,501       21.3%     $3,627      21.4%   $3,756     21.4%    $3,888     21.4%
===================================================================================================================================

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The conversion of a property's projected net income into an estimate of value is based on the premise that investors typically purchase real estate with a small amount of equity cash (25% to 40%) and a large amount of mortgage financing (60% to 75%). The amounts and terms of available mortgage financing and the rates of return that are required to attract sufficient equity capital form the basis for allocating the net income between the mortgage and equity components and deriving a value estimate.

Mortgage Component

Data for the mortgage component may be developed from statistics of actual hotel mortgages made by long-term lenders. The American Council of Life Insurance, which represents 20 large life insurance companies, publishes quarterly information pertaining to the hotel mortgages issued by its member companies. The following table summarizes the average mortgage interest rates of the hotel loans made by these lenders. In addition, the average A corporate bond yield (as reported by Moody's Bond Record) is shown for the purpose of comparison.

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Table 10-32 Average Mortgage Interest Rates and Average A Corporate Bond Yields
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                                                  Average A
                                  Average         Corporate
         Period                Interest Rate      Bond Yield
--------------------------------------------------------------------------------
  1st Quarter 1996                 7.79 %             7.37 %
  4th Quarter 1995                 8.44               7.28
  3rd Quarter 1995                 8.61               7.67
  2nd Quarter 1995                 9.25               7.87
  1st Quarter 1995                 9.14               8.50
  3rd Quarter 1994                 9.64               8.48
  2nd Quarter 1994                 9.38               8.28
  4th Quarter 1993                 9.38               7.80
  3rd Quarter 1993                 8.41               7.28
  2nd Quarter 1993                10.53               9.65
  4th Quarter 1992                 9.43               8.48
  3rd Quarter 1992                 9.99               8.38
  2nd Quarter 1992                 9.47               8.79
  1st Quarter 1992                10.02               8.81
  4th Quarter 1991                10.49               8.97
  3rd Quarter 1991                10.03               9.29
  2nd Quarter 1991                10.75               9.45
  3rd Quarter 1990                10.47               9.89
  2nd Quarter 1990                10.58               9.83
  4th Quarter 1989                 9.96               9.42
  3rd Quarter 1989                 9.55               9.46
  2nd Quarter 1989                10.54               9.93
  1st Quarter 1989                10.39              10.16
  4th Quarter 1988                10.07              10.03
  3rd Quarter 1988                10.66              10.51
  2nd Quarter 1988                10.09              10.33
  4th Quarter 1987                10.41              10.45
  3rd Quarter 1987                10.00               9.95
  2nd Quarter 1987                 9.81               9.46
  1st Quarter 1987                 9.43               9.19
  4th Quarter 1986                 9.44               9.55
  3rd Quarter 1986                 9.56               9.71
  2nd Quarter 1986                 9.80               9.91
  1st Quarter 1986                10.99              10.62

--------------------------------------------------------------------------------

Because of the six- to nine-month lag time in reporting and publishing hotel mortgage statistics, it is necessary to update this information to reflect current lending practices. Research by HVS International indicates that there is a close mathematical relationship between the average interest rate of a

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hotel mortgage and the concurrent yield on an average A corporate bond. Through a regression analysis, this relationship is expressed as follows.


                            Y = 2.76078 + 0.782280 X

             Where:  Y  =  Estimated Hotel/Motel Mortgage Interest Rate
                     X  =  Current Average A Corporate Bond Yield
                           (Coefficient of correlation is 96.4%)

The average yield on A corporate bonds for the third quarter of 1996, as reported by Moody's Bond Record, was 7.91%. Using a factor of 7.91% in the equation presented above produces an estimated hotel/motel interest rate of 8.95%.

In addition to the mortgage interest rate estimate derived from this regression analysis, HVS International constantly monitors the terms of hotel mortgage loans made by our institutional lending clients. In the past year, we have noted an increase in the availability of debt financing, and many lenders have returned to the market. The current level of lending activity represents a significant increase from the restricted environment of the early 1990s. Nonetheless, the market for hotel mortgage loans remains somewhat tight, particularly when compared to the conditions that prevailed in the mid-to late 1980s. In the current lending climate, strong hotel projects that are structured on an economic basis can secure mortgage financing at interest rates ranging from 8% to 11%, depending on the property, location, affiliation, and operator.

In the 1980s, when hotel mortgages were widely available, loan-to-value ratios typically ranged from 75% to 80%. Amortization schedules were generally based on 30 years, although the term of the loan was more likely to be seven to ten years. The few loans that were underwritten in the early 1990s were based on far more stringent parameters: loan-to-value ratios declined to a range of 50% to 65%, and amortization periods of 20 to 25 years were most common.

With the recent reemergence of hotel financing, loan-to-value requirements and amortization schedules have loosened somewhat. At present, we find that lenders who are active in the market are using loan-to-value ratios of 65% to 75%, and amortization periods of 25 to 30 years. The exact terms offered depend on specific factors such as the property's location, the age and quality of the physical facility, local hostelry market conditions, and

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(perhaps more significantly) the profile of the borrower. The strongest projects typically command the highest loan-to-value ratios.

Based on the preceding analysis of the current lodging industry mortgage market and adjustments for specific factors such as the property's location and conditions in the local hotel market, it is our opinion that a 25-year amortization mortgage with a 9.5% interest rate and a 0.111856 constant is appropriate for the subject property. We believe that a mortgage lender will lend up to 70% of the hotel's market value as determined by this appraisal.

Equity Component

The remaining capital required for a hotel investment generally comes from the equity investor. The rate of return that an equity investor expects over a ten-year holding period is known as the equity yield. Unlike the equity dividend, which is a short-term rate of return, the equity yield specifically considers a long-term holding period (generally ten years), annual inflation-adjusted cash flows, property appreciation, mortgage amortization, and proceeds from a sale at the end of the holding period.

It is difficult to quantify the rate of return required by equity investors who are seeking to purchase hotel properties. To establish an appropriate equity yield rate, HVS International uses two sources of data: past appraisals and investor interviews.

Past Appraisals - During the past 12 months, HVS International has appraised more than 400 hotels, including properties located in most major national markets. Each appraisal used a similar mortgage-equity approach in which income is projected and then discounted to a current value at rates reflecting the cost of debt and equity capital. In the case of hotels that were sold subsequent to our valuations, we are able to determine an appropriate equity yield rate by excluding incentive management fees from the projection of income and expense, inserting the projection into a valuation model, and adjusting the appraised value to reflect the actual sales price by modifying the return assumptions. The following table shows a representative sample of hotels that were sold shortly after we appraised them, along with the imputed equity return based on our valuation approach.

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Table 10-33 Sample of Hotels Sold
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                                                         No. of    Date of                    Overall    Total Property    Equity
Hotel                            City and State          Rooms       Sale     Sales Price       Rate         Yield         Yield
----------------------------------------------------------------------------------------------------------------------------------
Ritz-Carlton                     Phoenix, AZ               281       2/94    $23,000,000       11.0%         14.6%         21.7%
Marriott Marina                  Fort Lauderdale, FL       580       2/94     40,000,000       12.2          16.4          26.7
Holiday Inn                      Edison, NJ                274       3/94     11,803,000        7.8          17.0          26.3
Crescent Hotel                   Phoenix, AZ               342       3/94     26,000,000        6.5           7.2           2.2
Checkers Hotel Kempinski         Los Angeles, CA           173       4/94     12,750,000        3.0          18.3          27.0
Best Western Fireside Inn        Cambria, CA                46       4/94      3,377,000       11.7          15.8          24.3
Phoenician Resort                Phoenix, AZ               580       4/94    224,000,000        6.6           9.3           8.9
Newark-Fremont Hilton            Newark, CA                300       5/94      8,950,000        8.8          14.9          20.7
Radisson Inn                     Orlando, FL               299       5/94     11,150,000       12.9          18.0          28.2
Westin Kauai                     Lihue, Kauai, HI          840       6/94     97,400,000       (1.9)          8.1           7.2
Residence Inn                    Binghamton, NY             72       6/94      6,325,000       10.8          13.9          21.9
Hotel Millenium                  New York, NY              561       6/94     75,000,000        9.5          14.1          23.0
Best Western Otay Valley         Chula Vista, CA           120       7/94      2,350,000       13.2          21.1          31.8
Hampton Inn                      Islandia, NY              121       7/94      6,572,000       12.6          16.6          28.2
Hampton Inn                      Willow Grove, PA          150       7/94     10,220,000       11.0          14.3          23.0
Hampton Inn                      West Palm Beach, FL       136       7/94      4,220,000       10.8          10.8          14.3
Hampton Inn                      Naples, FL                107       7/94      5,700,000       11.4          11.5          24.9
Hampton Inn                      Albany, NY                126       7/94      9,204,000        9.3          11.5          15.8
Marriott Hotel                   South Bend, IN            299       7/94     11,500,000       10.5          13.2          18.9
Marriott SFO                     Burlingame, CA            684       8/94     61,700,000       10.2          13.2          19.0
Westfields Conference Center     Chantilly, VA             340       8/94     46,000,000       12.3          15.9          25.3
Radisson Mark Resort             Vail, CO                  349       9/94     25,200,000        8.9          15.8          24.1
Marriott East Side               New York, NY              664      10/94     55,000,000        8.5           9.7          11.1
Marriott Resort                  Vail, CO                  349      10/94     25,200,000       14.2          18.9          30.5
Marriott Quorum                  Addison, TX               547      10/94     29,815,000       13.5          18.2          31.8
Sheraton Hotel                   Hasbrouck Heights, NJ     338      11/94     10,450,000       18.3          21.1          30.7
Sheraton Inn                     Napa, CA                  191      12/94      9,968,000        8.9          13.7          19.8
Marriott Fisherman's Wharf       San Francisco, CA         255      12/94     27,755,000       10.8          13.4          19.4
Marriott Hotel                   Portland, OR              503      12/94     45,000,000       12.9          17.4          30.0
Radisson Inn                     Springfield, MO           199      12/94      5,800,000        8.2          10.1          11.3
Williamsburg Hilton              Williamsburg, VA          291      12/94     15,000,000       15.4          19.0          32.0
Marriott Tech Center             Denver, CO                625      12/94     36,000,000       13.7          16.4          27.1
Holiday Inn Sunspree             Singer Island, FL         222      12/94     11,900,000        8.6          10.6          12.4
The Plaza                        New York, NY              805       6/95    325,000,000        7.0          11.0          14.0
Fullerton Suites                 Fullerton, CA              96       5/95      5,000,000       12.9          18.7          28.5
Residence Inn                    Baton Rouge, LA            80       6/95      6,518,000       12.7          14.8          21.2
Residence Inn                    Overland Park, KS         112       6/95      8,500,000        8.9          14.7          20.8
Residence Inn                    Des Moines, IA            112       6/95      7,660,000        9.8          14.1          19.6
Residence Inn                    Hunt Valley, MD            96       6/95      6,580,000       12.3          13.6          18.3
Residence Inn                    Kansas City, MO           112       6/95      6,560,000       10.4          13.2          19.8
Residence Inn                    Lincoln, NE               120       6/95      7,100,000       10.0          13.7          18.5
Embassy Suites                   Schaurmburg, IL           209      12/95     17,800,000       10.0          13.5          18.9
Marriott Hotel                   Andover, MA               293      12/95     24,000,000        9.7          13.5          19.2
Doubletree Suites                Valley Forge, PA          229      12/95     28,500,000       10.7          14.2          15.5
Marriott Hotel                   Tysons Corner, VA         390      12/95     41,100,000       10.7          13.1          18.0
Marriott Hotel                   Warner Center, CA         461      12/95     57,900,000        6.2          11.6          14.2
Hilton at the Club               Pleasanton, CA            294      12/95     22,000,000       10.5          13.4          17.0

                            Source: HVS International

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Investor Interviews - HVS International is in constant contact with numerous institutional and individual hotel investors. These sources of equity funds have definite return requirements that can be expressed as an equity yield rate based on a ten-year projection of net income before incentive management fees but after debt service. Based on our surveys and investor interviews, the following table illustrates the range of equity yields generally required by individual and institutional investors.

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Table 10-34 Equity Yield Requirements
--------------------------------------------------------------------------------

                  Source      Equity Yield Requirement
                  ------      ------------------------

                  Individual        20% - 24%
                  Institution       18% - 22%

--------------------------------------------------------------------------------

Based on the assumed 70% loan-to-value ratio, the risk inherent in achieving the projected income stream, and the age, condition, and anticipated market position of the subject property, it is our opinion that an equity investor is likely to require an equity yield rate of 22.0% before payment of incentive management fees. This estimate is well supported by the equity yield requirements presented previously.

Terminal Capitalization Rate

Inherent in this valuation process is the assumption of a sale at the end of the ten-year holding period. The estimated reversionary sales price as of that date is calculated by capitalizing the projected 11th-year net income by an overall terminal capitalization rate. A percentage for the seller's brokerage and legal fees is deducted from this sales price, and the net proceeds to the equity interest (also known as the equity residual) are calculated by deducting the outstanding mortgage balance from the reversion.

To estimate a property's reversionary value, the appraiser must select a terminal capitalization rate and an allocation for brokerage and legal fees. The terminal capitalization rate is an overall rate that is applied to one stabilized year, and thus it inherently incorporates the cost of debt and equity capital. The terminal capitalization rate can be derived through a mortgage and equity band of investment technique which calculates the weighted average cost of the capital used in a hotel investment. Combining the mortgage financing terms derived previously (namely, a 70% loan-to-value ratio and a 0.111856 debt service constant) with a cash-on-cash equity dividend rate of 12% produces the following overall capitalization rate.

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Table 10-35 Terminal Capitalization Rate
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             Percent of              Rate of           Weighted
                Value                 Return            Average
---------------------------------------------------------------
Mortgage         70%       x          0.11186    =      0.07830
Equity           30%       x          0.12000    =      0.03600
                                                      ---------
Overall Capitalization Rate                             0.11430

--------------------------------------------------------------------------------

Because this overall rate will be used to capitalize net income ten years from the date of value, an upward adjustment is appropriate to reflect the uncertainty inherent in this extended period. For the purpose of this valuation, we will use a terminal capitalization rate of 11.5%.

As a point of reference, the terminal capitalization rate can be compared to the going-in rate implied by the subject property's estimated value. The going-in rate reflects the capitalization rate that would be applicable if the hotel were operating at a stabilized level as of the date of value. This rate is calculated by dividing the stabilized net income (expressed in current dollars as of the date of value) by the value indicated by the income capitalization approach. Generally, the terminal capitalization rate is approximately 100 to 200 basis points above the going-in rate.

Summary of Valuation Variables

The following table summarizes the valuation variables that have been used to estimate the subject property's value via the income capitalization approach.

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Table 10-36 Summary of Valuation Variables
--------------------------------------------------------------------------------

Annual Net Income                         NI                    See Forecast
Loan-to-Value Ratio                       M                        70.0%
Interest Rate                             i                         9.5%
Debt Service Constant                     f                       0.111856
Equity Yield                              Ye                       22.0%
Brokerage and Legal Fees                  b                         3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years        fp                      0.155277
Terminal Capitalization Rate              Rr                       11.5%

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Valuation of the Mortgage and Equity Components

The valuation of the mortgage and equity components is accomplished through use of an algebraic equation that calculates the exact amount of debt and equity that the hotel will be able to support based on the anticipated cash flow (as derived from the forecast of income and expense) and the specific return requirements demanded by the mortgage lender (interest) and the equity investor (equity yield). The equation and the calculations associated with this simultaneous valuation formula are set forth in the Addenda to this report. Using the variables summarized above, we estimate the value of the subject property via the income capitalization approach at $26,171,000.

Proof of Value

The value is proven by calculating the yields to the mortgage and equity components during the projection period. If the mortgagee achieves a 9.5% yield and the equity yield is 22.0%, then $26,171,000 is the correct value by the income capitalization approach. Using the assumed financial structure set forth in the previous calculations, market value can be allocated between the debt and equity as follows.

            Mortgage Component (70%)    $18,319,000
            Equity Component (30%)        7,851,000
                                        -----------
                Total                   $26,171,000

The annual debt service is calculated by multiplying the mortgage component by the mortgage constant.

            Mortgage Component          $18,319,000
            Mortgage Constant              0.111856
                                        -----------
               Annual Debt Service       $2,049,085


The cash flow to equity is calculated by deducting the debt service from the projected net income before debt service.

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Table 10-37 Forecast of Net Income to Equity
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              Net Income
             Available for                                       Net Income
Year          Debt Service              Debt Service              to Equity
--------------------------------------------------------------------------------

1997           $3,548,000      -          $2,049,000      =      $1,499,000
1998            3,044,000      -           2,049,000      =         995,000
1999            3,040,000      -           2,049,000      =         991,000
2000            3,152,000      -           2,049,000      =       1,103,000
2001            3,261,000      -           2,049,000      =       1,212,000
2002            3,378,000      -           2,049,000      =       1,329,000
2003            3,501,000      -           2,049,000      =       1,452,000
2004            3,627,000      -           2,049,000      =       1,578,000
2005            3,756,000      -           2,049,000      =       1,707,000
2006            3,888,000      -           2,049,000      =       1,839,000

--------------------------------------------------------------------------------

The equity residual at the end of the tenth year is calculated as follows.

Reversionary Value   ( $4,024,000 / 0.115 )            $34,991,000
Less: Brokerage and Legal Fees                           1,050,000
Less: Mortgage Balance                                  13,197,000
                                                       -----------
         Net Sale Proceeds to Equity                   $20,744,000

The overall property yield (before debt service), the yield to the lender, and the yield to the equity position have been calculated by computer with the following results.

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Table 10-38 Overall Property Yields
--------------------------------------------------------------------------------

                                                     Projected Yield
                                                (Internal Rate of Return)
Position                    Value              Over 10-Year Holding Period
------------------------------------------------------------------------------

Total Property          $26,171,000                          14.3%
Mortgage                 18,319,000                           9.5
Equity                    7,851,000                          22.0

--------------------------------------------------------------------------------

The following tables demonstrate that the property receives its anticipated yields, proving that the $26,171,000 value is correct based on the assumptions used in this approach.

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Table 10-39 Total Property Yield
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          Net Income Before         Present Worth of $1      Discounted
 Year       Debt Service              Factor at 14.3%        Cash Flow
 -------------------------------------------------------------------------------

 1997          $3,548,000      x          0.874793      =    $3,104,000
 1998           3,044,000      x          0.765262      =     2,329,000
 1999           3,040,000      x          0.669446      =     2,035,000
 2000           3,152,000      x          0.585626      =     1,846,000
 2001           3,261,000      x          0.512301      =     1,671,000
 2002           3,378,000      x          0.448158      =     1,514,000
 2003           3,501,000      x          0.392045      =     1,373,000
 2004           3,627,000      x          0.342958      =     1,244,000
 2005           3,756,000      x          0.300017      =     1,127,000
 2006          37,830,000 *    x          0.262453      =     9,929,000
                                                          -------------
                                Total Property Value        $26,172,000

     *Tenth-year net income of $3,888,000 plus sales proceeds of $33,942,000

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Table 10-40 Mortgage Component Yield
--------------------------------------------------------------------------------

                                 Present Worth of $1     Discounted
Year      Debt Service             Factor at 9.5%         Cash Flow
------------------------------------------------------------------------

1997       $2,049,000       x          0.914266     =    $1,873,000
1998        2,049,000       x          0.835883     =     1,713,000
1999        2,049,000       x          0.764219     =     1,566,000
2000        2,049,000       x          0.698700     =     1,432,000
2001        2,049,000       x          0.638798     =     1,309,000
2002        2,049,000       x          0.584031     =     1,197,000
2003        2,049,000       x          0.533960     =     1,094,000
2004        2,049,000       x          0.488181     =     1,000,000
2005        2,049,000       x          0.446328     =       915,000
2006       15,246,000 *     x          0.408062     =     6,221,000
                                                       ------------
                    Value of the Mortgage Component     $18,320,000

* Tenth-year debt service of $2,049,000 plus outstanding mortgage balance of $13,197,000

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Table 10-41 Equity Component Yield
--------------------------------------------------------------------------------

           Net Income            Present Worth of $1      Discounted
Year        to Equity              Factor at 22.0%         Cash Flow
---------------------------------------------------------------------

1997       $1,499,000       x           0.819665     =    $1,229,000
1998          995,000       x           0.671851     =       668,000
1999          991,000       x           0.550692     =       546,000
2000        1,103,000       x           0.451383     =       498,000
2001        1,212,000       x           0.369983     =       448,000
2002        1,329,000       x           0.303262     =       403,000
2003        1,452,000       x           0.248573     =       361,000
2004        1,578,000       x           0.203747     =       322,000
2005        1,707,000       x           0.167004     =       285,000
2006       22,584,000 *     x           0.136887     =     3,091,000
                                                         -----------
                 Value of the Equity Component            $7,851,000

* Tenth-year net income to equity of $1,839,000 plus sales proceeds of
  $20,745,000

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Valuation Method Two: Discounted Cash Flow

The total property yield derived from the previous valuation method was 14.3%. After reviewing the total property yields indicated by recent hotel sales, it is our opinion that a 14.0% discount factor is appropriate for the Radisson Plaza . The following table illustrates the discounted cash flow analysis using this 14.0% factor.

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Table 10-42 Discounted Cash Flow Analysis
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                                   Discount
              Net                   Factor              Discounted
Year        Income                 at 14.0%             Cash Flow
-------------------------------------------------------------------

1997       $3,548,000      x       0.87719     =        $3,112,281
1998        3,044,000      x       0.76947     =         2,342,259
1999        3,040,000      x       0.67497     =         2,051,913
2000        3,152,000      x       0.59208     =         1,866,237
2001        3,261,000      x       0.51937     =         1,693,661
2002        3,378,000      x       0.45559     =         1,538,971
2003        3,501,000      x       0.39964     =         1,399,130
2004        3,627,000      x       0.35056     =         1,271,478
2005        3,756,000      x       0.30751     =         1,155,000
2006       37,829,565 *    x       0.26974     =        10,204,291
                                                    ---------------

                          Estimated Market Value:      $26,635,222
                          (Say)                        $26,600,000
Reversion Analysis
11th-Year Net Income                                    $4,024,000
Capitalization Rate                                           11.5%
                                                    ---------------

Total Sales Proceeds                                    $34,991,304
Less: Brokerage & Legal Fees at 3.0%                      1,049,739
                                                    ---------------
Net Sales Proceeds                                      $33,941,565

     *Tenth-year net income of $3,888,000 plus sales proceeds of $33,941,565

--------------------------------------------------------------------------------

Conclusion

Based on our extensive experience in the hotel industry and comprehensive support provided by literature published by the Appraisal Institute, it is our opinion that the valuation procedure embodied by Method One most closely reflects the investment rationale of typical hotel buyers. As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis and Valuations,(1) Method Two (which discounts the projected net income and reversion using an overall discount rate, or total property yield) "does not consider the impact of mortgage debt, leverage and the specific equity demands of typical hotel investors. This technique is simple but less reliable because the derivation of the discount rate has little support." In light of this consideration, we have relied on the $26,171,000 value conclusion indicated by Method One.

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236

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11. Sales Comparison Approach

The sales comparison approach is based on the assumption that an informed purchaser will pay no more for a property than the cost to acquire an existing property with equal utility. This approach estimates market value by considering the sales prices indicated by recent transactions involving properties that are similar to the property being appraised. Dissimilarities are resolved with appropriate adjustments; these differences may pertain to the date of sale, the age of the property, location, construction, condition, layout, equipment, size, or external economic factors. The reliability of the sales comparison approach depends on three factors:

1.    the availability of timely, comparable sales data;

2. an understanding of the true terms of the sales and the motivation of the buyer and seller;

3. the degree of comparability, or the extent of the adjustments needed to reflect differences between the subject property and the comparable property.

In appraising lodging facilities, it is often difficult to find an adequate number of recent sales involving hotels that are truly comparable to the subject property. Consequently, it may be necessary to consider transactions involving properties in different market areas, and the required adjustments greatly diminish the reliability of the conclusions. Moreover, it is virtually impossible for an observer to determine the true motivations of the buyers and sellers involved in transactions. Hotel acquisition often represents a highly ego-driven process in which a number of external, non-market factors influence the purchase price. Unless the appraiser can quantify these influences, there is no way of knowing whether the purchase price paid actually reflects market value. A final consideration is the degree of similarity between the subject property and the comparable; in most cases, the differences are significant enough to require numerous subjective and unsubstantiated adjustments. Each adjustment represents a potential for error,

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and thus diminishes the reliability of this approach. As a result of these shortcomings, the use of the sales comparison approach in valuing hotels is primarily as a check against the value indicated by the income capitalization approach.

Hotel values declined in many areas of the country during the late 1980s and early 1990s, although a rebound began in 1994 and 1995. The downturn, which began in most markets in 1988, was largely attributable to lower operating incomes caused by an oversupply of new hotel rooms constructed during the mid-1980s. Overbuilding resulted in flat or declining average rates and occupancies, which caused revenues to fall. A number of other factors exacerbated the situation. The national recession caused a drop in demand in many markets during the early 1990s, and the Persian Gulf War created a virtual freeze on travel in the beginning of 1991, further limiting hotel demand. Operating costs continued to rise despite poor market conditions, resulting in a decline in the net operating income of hotels throughout the nation. Because operating costs have a large fixed component, many lodging facilities experienced precipitous drops in net income.

As bottom-line profits eroded, many hotels were unable to meet debt service, and hundreds of properties entered foreclosure or bankruptcy. Lenders and government agencies soon became hotel owners. Because most financial institutions were preoccupied with their distressed real estate, very little mortgage capital was available and the nation suffered from a well-publicized credit crunch. Most hotel transactions that occurred during the early 1990s were financed by the property owners, who, in most cases, were lenders.

In the early 1990s, the primary market participants were owner-operators with the expertise to turn around under-performing properties. Hotels were out of favor with passive investors as a result of the industry's poor operating performance and the uncertainty of future appreciation. The wide disparity in buyer and seller expectations also limited the number of transactions. Many sellers were unwilling to accept the fact that the market value of their hotel investments had declined below the cost of the project or the original investment. Moreover, many owners were faced with a significant tax burden upon sale, further reducing their willingness to settle for a price that was below the original acquisition cost.

As a result of these market forces, there was very little sales activity involving large, high-quality hotels. The primary difficulty was the lack of

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properties available for sale; owners who were not forced to sell opted to wait for prices to recover. The few hotels that did enter the market generally attracted 15 to 20 interested bidders, mostly consisting of owner-operators. As a result of the competition for these few assets, the prices of better-quality hotels began to escalate rapidly. In response, more sellers have been encouraged to place their products on the market.

An indicator of this market trend is the number of hotel sales that have occurred during the past few years. HVS International tracks major hotel transactions of more than $10,000,000 on an annual basis. In 1992, the number of major transactions was 67; a slightly lower level of 52 was registered in 1993. This total increased significantly (to 92) in 1994, and the 1995 total is estimated to have been 104.

In tandem with escalating prices, hotels are again being considered by traditional financing sources, which had virtually abandoned the hospitality industry by the early 1990s. Although many lenders are still approaching the market with a high degree of caution, it is now possible to obtain third-party financing for hotel transactions. The mortgage loans that are now being made are subject to fairly stringent requirements: loan-to-value ratios remain in the 65% to 75% range. The qualification of the borrower is also a crucial consideration for most lenders.

We believe that the upward trend in both pricing and sales activity will continue as financing becomes more available and additional buyers (particularly passive investors) enter the market. Consequently, it is important to consider the date of the transactions used in the sales comparison approach. When the comparable sales are not recent enough to provide an accurate picture of the current market, it may be necessary to make upward adjustments to the values indicated by the sales comparison and income capitalization approaches in recognition of the recent escalation.

Comparable Sales

Based on information provided by the Hospitality Market Data Exchange and compiled by the six offices of HVS International, the following transactions involved hotels that appear to have some degree of comparability to the subject property.

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                     Sale #1:
                     --------
                     Property:           Sheraton at Intercontinental Airport
                     Location:           Houston, Texas
                     Date of Sale:       September, 1996
                     Sales Price:        $21,700,000
                     Grantor:            John Hancock
                     Grantee:            HEI Hotels
                     Year Opened:        1983
                     Number of Rooms:    418
                     Price per Room:     $51,914
                     Confirmed By:       HEI Hotels

                     Sale #2:
                     --------
                     Property:           Baton Rouge Hilton
                     Location:           Baton Rouge,  Louisiana
                     Date of Sale:       May, 1996
                     Sales Price:        $14,500,000
                     Grantor:            Private Family
                     Grantee:            Davidson Hotels
                     Year Opened:        1976
                     Number of Rooms:    298
                     Price per Room:     $48,658
                     Confirmed By:       Davidson Hotels

                     Sale #3:
                     --------
                     Property:           Radisson Bloomington
                     Location:           Bloomington, Minnesota
                     Date of Sale:       December, 1995
                     Sales Price:        $31,800,000
                     Grantor:            MPI Metric
                     Grantee:            LaSalle Partners
                     Year Opened:        1969
                     Number of Rooms:    580
                     Price per Room:     $54,828
                     Confirmed By:       1995 Major Sales

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                     Sale #4:
                     --------
                     Property:           Radisson Twin Towers
                     Location:           Orlando, Florida
                     Date of Sale:       November, 1995
                     Sales Price:        $37,625,000
                     Grantor:            Bank of America
                     Grantee:            MUI Group (Malaysia)
                     Year Opened:        1975
                     Number of Rooms:    742
                     Price per Room:     $50,708

                     Sale #5:
                     --------
                     Property:           Denver Radisson
                     Location:           Denver, Colorado
                     Date of Sale:       January, 1995
                     Sales Price:        37,000,000
                     Grantor:            Private Seller
                     Grantee:            HBE Corporation
                     Year Opened:        1960
                     Number of Rooms:    740
                     Price per Room:     $50,000
                     Confirmed By:       Adams Mark Hotels (Purchaser)

In addition to considering the transactions outlined above, we have also reviewed the 1994 sale of the subject property. The details of this transaction are summarized as follows.

                     Subject Property:
                     -----------------
                     Property:           Radisson Plaza
                     Location:           Forth Worth, Texas
                     Date of Sale:       June, 1994
                     Sales Price:        $8,650,000
                     Grantor:            Aetna Life insurance Corporation
                     Grantee:            Tower I & II Associates Hotel Limited
                                         Partnership (an entity controlled by
                                         Ashford Financial Corp.)
                     Year Opened:        1921
                     Number of Rooms:    517
                     Price per Room:     $16,731

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In analyzing the sale of the subject property, it is important to consider the terms and conditions pertaining to the transaction. The seller had acquired ownership of the hotel through foreclosure, and was reportedly motivated to dispose of the property. This was an all-cash transaction, and reports indicate that the deal closed extremely quickly. Based on our understanding of the terms of this transaction, we do not believe that this sale was reflective of market value.

The relevance of the transaction involving the subject property is also undermined by the significant change in market conditions that occurred between the date of this sale and the date of value of this appraisal. Areawide occupancy and average rate have improved in the intervening months, and this favorable trend is expected to continue. As previously discussed, the market for hotel investments has also improved significantly as a result of changes in lender and investor attitudes. Finally, the property itself has undergone a significant renovation, in which approximately $2,200,000 was spent to upgrade the facilities and amenities. For these reasons, it is our opinion that the June, 1994 sale of the subject property is not a reliable indicator of the hotel's current value.

Conclusion

Although the sales comparison approach may be useful in providing a value range and reflecting certain market characteristics, its applicability is limited by the numerous possible points of difference between the subject property and other hotels that have sold in recent years. These factors may include location, access, size, services and facilities offered, market conditions, chain affiliation, market orientation, management, rate structure, age, physical condition, date of sale, the highest and best use of the land, and the anticipated profitability of the operation. Circumstances surrounding a sale, such as financing terms, tax considerations, income guarantees, sales of partial interests, duress on the part of the buyer or seller, or a particular deal structure can also cause a disparity between the sales price and pure market value. Moreover, it is often difficult to determine the marketing periods that were necessary to consummate the transactions. It is extremely difficult to quantify the appropriate adjustment factors accurately because of their number and complexity, as well as the difficulty in obtaining specific, detailed information. Any attempt to manipulate the necessary adjustments is insupportable and purely speculative.

Because appraisers are expected to reflect the analytical processes and actions of typical buyers and sellers rather than to create a highly subjective valuation approach, the investment rationale of hotel owners is an essential

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consideration. As specialists in the valuation of hotels, we find that typical buyers purchase properties based on a thorough analysis of the anticipated economic benefits of property ownership, rather than on historical sales data.

In light of these factors, it is our opinion that the sales comparison approach is unsuitable for indicating a specific estimate of the subject property's market value; however, this approach may indicate a range of values that can be used to test the reasonableness of the value indicated by the income capitalization approach. Excluding the prior sale of the subject property, the sales prices range from approximately $48,700 to $54,800 per room, or roundly $25,200,000 to $28,300,000 for the 517-unit subject property. The income capitalization approach indicates a value of $26,171,000, which falls within this range.

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12.   Cost Approach

The cost approach is founded on the principle of substitution, which implies that no prudent person will pay more for a property than the amount needed to acquire a site and construct a building of equal desirability and utility without undue delay. This approach estimates market value by first calculating the current cost of replacing the improvements. Appropriate deductions are made for depreciation resulting from physical deterioration, functional obsolescence, and external (economic) obsolescence, and the land value is added to the depreciated replacement cost to provide an estimate of market value. The cost approach employs the following steps.

1.    The current replacement or reproduction cost is estimated.

2. Land value is estimated using techniques such as allocation, extraction, or ground rent capitalization.

3. Accrued depreciation, which can be divided into physical deterioration, functional obsolescence, and external obsolescence, is estimated.

4. Total depreciation is deducted from the subject property's replacement cost, and the land value is added to arrive at an estimate of value via the cost approach.

When forming their purchase decisions regarding existing properties, market participants tend to consider the cost of developing a new hotel with optimal physical and functional utility. External conditions, such as a depressed market for real estate, can cause a property to be worth less than its replacement cost as new. The task of estimating the loss in value resulting from incurable functional and external obsolescence is highly subjective.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements age and begin to deteriorate, the loss in value resulting from physical obsolescence becomes increasingly difficult to quantify accurately. Loss in value

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attributable to functional obsolescence can be even more difficult to determine.

The subject property's West Tower was constructed in 1921, and thus is more than 75 years old as of the date of this appraisal; the East Tower was added in 1983, and thus is roughly 13 years old. Like any building of this age, the subject property shows certain signs of physical and functional obsolescence, including lack of elevators in the East Tower parking garage and service areas. We also note that additional maintenance is required to keep all systems in working order as the property ages. The depressed hotel market conditions that prevailed in the late 1980s and the early 1990s have also led to a degree of external obsolescence. In our opinion, it is impossible to identify and quantify the impact of these factors on the property's value with any accuracy, so we will only estimate the hotel's replacement cost.

Replacement Cost

Replacement cost is the current construction cost of a building with the same utility as the subject property, but built with modern materials and according to current construction and design standards. For the purpose of estimating the replacement cost of the subject property, we have used a hotel development cost survey conducted by HVS International. This survey is published annually in a newsletter entitled The Hotel Valuation Journal, and appeared in the May issue of Lodging Hospitality. The survey presents the range of per-room costs associated with various components of hotel development, including the improvements, the furniture, fixtures, and equipment, pre-opening expenses, and operating capital. Statistics are compiled for three broad categories of hotels: luxury, standard, and economy. The results of this survey are presented in the following table.

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Table 12-1  Hotel Development Cost Survey (Amounts per Room)
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                       Improvements   Furniture & Equipment  Pre-Opening    Operating Capital       Total           Percent Change
------------------------------------------------------------------------------------------------------------------------------------
1976
     Luxury       $32,000  -  $55,000   $5,000  - $10,000  $1,000 -  $2,000  $1,000 - $1,500   $39,000  - $68,500    ---   -   ---
     Standard      20,000  -   32,000    3,000  -   6,000     750 -   1,000     750 -  1,000    24,500  -  40,000    ---       ---
     Economy        8,000  -   15,000    2,000  -   4,000     500 -   1,000     500 -    750    11,000  -  20,750    ---   -   ---
1979
     Luxury        36,000  -   65,000    8,000  -  15,000   1,500 -   3,000   1,500 -  2,000    47,000  -  85,000    6.8   -   8.0
     Standard      25,000  -   36,000    5,000  -  10,000   1,000 -   2,000   1,000 -  1,500    32,000  -  49,500   10.2   -   7.9
     Economy       10,000  -   20,000    3,000  -   5,000     750 -   1,000     750 -  1,000    14,500  -  27,000   10.6   -  10.0
1981
     Luxury        45,000  -   80,000   10,000  -  20,000   2,000 -   3,500   2,000 -  2,500    59,000  - 106,000   12.8   -  12.4
     Standard      25,000  -   40,000    7,000  -  13,000   1,200 -   2,500   1,200 -  2,000    34,400  -  57,500    3.8   -   8.1
     Economy       13,000  -   25,000    4,000  -   7,000     700 -   1,200     900 -  1,200    18,600  -  34,400   14.1   -  13.7
1983
     Luxury        55,000  -  100,000   12,500  -  20,000   2,300 -   4,000   2,000 -  2,800    71,800  - 126,800   10.8   -   9.8
     Standard      35,000  -   50,000    9,000  -  15,000   1,400 -   3,000   1,300 -  2,200    46,700  -  70,200   17.9   -  11.0
     Economy       18,000  -   32,000    5,000  -   8,000     800 -   1,500     900 -  1,300    24,700  -  42,800   16.4   -  12.2
1985
     Luxury        60,000  -  115,000   13,400  -  30,000   3,000 -   5,000   2,100 -  3,100    78,500  - 153,100    4.7   -  10.4
     Standard      38,000  -   57,000    9,500  -  16,500   1,900 -   3,600   1,500 -  2,500    50,900  -  79,600    4.5   -   6.7
     Economy       20,000  -   36,000    5,000  -   8,800   1,000 -   1,700   1,000 -  1,500    27,000  -  48,000    4.7   -   6.1
1986
     Luxury        62,000  -  120,000   13,700  -  30,600   3,100 -   5,200   2,300 -  3,100    81,100  - 158,900    3.3   -   3.8
     Standard      39,000  -   60,000    9,700  -  16,800   2,000 -   3,800   1,500 -  2,600    52,200  -  83,200    2.6   -   4.5
     Economy       21,000  -   37,000    5,100  -   9,000   1,000 -   1,800   1,100 -  1,500    28,200  -  49,300    4.4   -   2.7
1987
     Luxury        63,000  -  122,000   13,800  -  30,900   3,300 -   5,500   2,300 -  3,200    82,400  - 161,600    1.6   -   1.7
     Standard      40,000  -   61,000    9,800  -  16,800   2,100 -   3,900   1,500 -  2,600    53,400  -  84,300    2.3   -   1.3
     Economy       21,000  -   39,000    5,200  -   9,100   1,100 -   1,800   1,100 -  1,500    28,400  -  51,400    0.7   -   4.3
1988
     Luxury        65,000  -  125,000   14,000  -  31,000   3,300 -   5,500   2,300 -  3,200    84,600  - 164,700    2.7   -   1.9
     Standard      41,000  -   63,000   10,000  -  17,100   2,100 -   3,900   1,500 -  2,600    54,600  -  86,600    2.2   -   2.7
     Economy       22,000  -   40,000    5,200  -   9,100   1,100 -   1,800   1,100 -  1,500    29,400  -  52,400    3.5   -   1.9
1989
     Luxury        66,000  -  126,000   15,000  -  32,000   3,300 -   5,500   2,300 -  3,200    86,600  - 166,700    2.4   -   1.2
     Standard      41,000  -   64,000   10,500  -  18,000   2,100 -   3,900   1,500 -  2,600    55,100  -  88,500    0.9   -   2.2
     Economy       22,000  -   40,000    5,500  -   9,700   1,100 -   1,800   1,100 -  1,500    29,700  -  53,000    1.0   -   1.1
1990
     Luxury        67,000  -  128,000   15,400  -  33,000   3,500 -   5,700   2,500 -  3,500    88,400  - 170,200    2.1   -   2.1
     Standard      42,000  -   65,000   10,800  -  18,500   2,200 -   4,000   1,600 -  2,800    56,600  -  90,300    2.7   -   2.0
     Economy       22,500  -   41,000    5,600  -  10,000   1,200 -   1,800   1,200 -  1,600    30,500  -  54,400    2.7   -   2.6
1991
     Luxury        65,000  -  122,000   14,500  -  31,500   3,700 -   5,900   2,600 -  3,600    85,800  - 163,000   (2.9)  -  (4.2)
     Standard      40,000  -   63,000   10,000  -  17,800   2,300 -   4,200   1,700 -  2,900    54,000  -  87,900   (4.6)  -  (2.7)
     Economy       21,000  -   39,000    5,000  -   9,500   1,300 -   2,000   1,300 -  1,700    28,600  -  52,200   (6.2)  -  (4.0)
1992
     Luxury        64,000  -  120,000   14,200  -  30,900   3,800 -   6,100   2,700 -  3,700    84,700  - 160,700   (1.3)  -  (1.4)
     Standard      39,000  -   62,000    9,800  -  17,400   2,300 -   4,400   1,800 -  3,000    52,900  -  86,800   (2.0)  -  (1.3)
     Economy       21,000  -   38,000    4,900  -   9,300   1,400 -   2,100   1,300 -  1,800    28,600  -  51,200    0.0   -  (1.9)
1993
     Luxury        63,000  -  119,000   14,000  -  30,500   3,900 -   6,200   2,800 -  3,800    83,700  - 159,500   (1.2)  -  (0.7)
     Standard      39,000  -   61,000    9,700  -  17,200   2,300 -   4,500   1,800 -  3,000    52,800  -  85,700   (0.2)  -  (1.3)
     Economy       21,000  -   38,000    4,900  -   9,200   1,400 -   2,100   1,300 -  1,800    28,600  -  51,100    0.0   -  (0.2)
1994
     Luxury        64,000  -  121,000   14,300  -  31,100   3,900 -   6,200   2,800 -  3,800    85,000  - 162,100    1.6   -   1.6
     Standard      40,000  -   63,000   10,000  -  17,600   2,400 -   4,600   1,800 -  3,000    54,200  -  88,200    2.7   -   2.9
     Economy       22,000  -   40,000    5,100  -   9,500   1,500 -   2,200   1,300 -  1,800    29,900  -  53,500    4.5   -   4.7
1995
     Luxury        65,000  -  124,000   14,800  -  32,300   4,100 -   6,400   2,900 -  4,000    86,800  - 166,700    2.1   -   2.8
     Standard      41,000  -   65,000   10,400  -  18,300   2,500 -   4,800   1,900 -  3,100    55,800  -  91,200    3.0   -   3.4
     Economy       23,000  -   42,000    5,400  -   9,900   1,600 -   2,300   1,300 -  1,800    31,300  -  56,000    4.7   -   4.7

                    Average Annual Compounded Percent Change:

 1976 - 1995: Luxury    4.3%  -   4.8%    1986 - 1995: Luxury     0.8%  -  0.5%
              Standard  4.4%  -   4.4%                 Standard   0.7%  -  1.0%
              Economy   5.7%  -   5.4%                 Economy    1.2%  -  1.4%

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As illustrated by the previous table, hotel development costs rose significantly during the late 1970s and the early 1980s; however, the rate of increase slowed substantially in 1987. In 1991, hotel development costs declined for the first time since 1976. Further drops of as much as 2.0% were registered in 1992. Between 1986 and 1990, average annual compounded increases ranged from 1.7% to 2.5%. Costs rose slowly (at average annual compounded rates ranging from 0.5% to 1.4%) between 1986 and 1995, largely as a result of the declines in 1991, 1992, and 1993. In 1995, hotel development costs started to escalate more rapidly, reaching 4.7% in the economy segment. As more hotels are developed, we expect costs to continue to rise.

Because the replacement cost tends to set the upper limit of a particular hotel's value, this figure is relevant to our analysis. We estimate the replacement cost of the subject property as follows, based on the development cost survey discussed earlier.

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Table 12-2  Subject Property's Replacement Cost
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                        Cost          No. of
Hotel Cost            per Room         Rooms       Total Cost
--------------------------------------------------------------

Building               $61,500          517       $31,795,500
FF&E                    17,000          517         8,789,000
Pre-Opening              4,300          517         2,223,100
Operating Capital        2,700          517         1,395,900
--------------------------------------------------------------
Total                  $85,500                    $44,203,500

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Ground Lease Approach to Land Valuation

Land value may be estimated either by the sales comparison approach, using comparable land sales, or by the ground lease approach, which is based on the economic value generated by an improvement that represents the property's highest and best use. Because it is unusual to find recent sales of comparable vacant land that is slated for imminent hotel development, we have used the ground lease approach to determine the subject property's land value.

Hotels are often constructed on leased land, and although lease terms differ somewhat, the basis for the rental calculation is frequently tied to a percentage of revenue. By applying a typical ground lease rental formula to the subject property's stabilized revenues, the appraiser can determine the hotel's economic rent, or what is also known as the income attributable to

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the land. Land value is then calculated by dividing the economic rent by an appropriate capitalization rate.

The self-adjusting aspect of this approach is key to its reliability. Because the rental formula is tied to a percentage of revenue that inherently reflects both the locational attributes of the site (occupancy and rate) and the allowable density of development, the resulting economic ground rent justly represents the greatest net return to the land over a given period. Because the Radisson Plaza appears to represent the highest and best use of the property, the ground lease approach is an appropriate method of determining land value.

We have researched long-term hotel ground leases in search of rental formulas that are based on a percentage of rooms revenue or on a combination of rooms, food, and beverage revenue. This analysis indicates that economic ground rents for hotels similar to the subject property typically range from 2.7% to 7.8% of rooms revenue. Although this range is quite broad, most of the formulas yield rental percentages of between 3.0% and 5.0% of rooms revenue.

The land beneath the subject property's West Tower and the parking garage is leased; however, the lease payments are set by a predetermined schedule, and are not calculated based on a percentage of rooms revenue. In order to determine the value of the land that would be transferable upon a sale of the subject property, we have determined the economic ground rent of the entire parcel using the ground lease approach. We then subtracted the actual rent of the leased portion of the site, yielding the total economic ground rent for the portion of the site that is not leased. We then applied a capitalization rate to this figure to determine the value of the fee simple portion of the subject property's land.

After considering these comparable ground leases and the locational attributes of the subject property, we believe the appropriate economic ground rental percentage is 4.0% of stabilized rooms revenue. The subject property's stabilized rooms revenue has been deflated to reflect 1997 dollars. The following calculation shows the derivation of the subject property's total economic ground rent.

      Stabilized Rooms Revenue (1997 Dollars)   $8,762,865
      Rental Percentage                               0.04
                                                ----------
            Economic Ground Rent                  $350,515

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As illustrated below, the actual rent paid by for the land underlying the West Tower and the parking garage is subtracted from the total economic ground rent.

            Economic Ground Rent          $350,515
            Less: Actual Ground Rent       105,000
                                          --------
              Net Economic Ground Rent    $245,515

Rent generated by a ground lease represents a fairly low-risk income flow. Because the tenant improvements typically amount to more than eight times the value of the land, the risk of default is low. When the ground lease terms are tied to rooms revenue, the landlord is also protected from the adverse effects of inflation. Based on these risk factors and the current cost of long-term capital, we estimate the appropriate ground rental overall capitalization rate at 10.0%. Applying this indicated capitalization rate to the subject property's net economic ground rent yields the following estimate of land value.

                  Economic Ground Rent     $245,515     $2,455,146
                  --------------------  =  --------  =
                  Capitalization Rate        0.10

                  Estimated Land Value (Say)            $2,500,000

Replacement Cost

Combining the replacement cost of the property with the land value yields the subject property's total replacement cost.

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Table 12-3  Total Replacement Cost
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Cost of the Improvements and FF&E   $44,203,500
Land Value                            2,500,000
                                   -------------

Total Replacement Cost              $46,703,500
(Say)                               $46,700,000

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If a property's replacement cost is significantly higher than the values indicated by the income capitalization and sales comparison approaches, it may indicate that an upward adjustment of these values is appropriate. This would also reduce the probability of new hotel development, which is not likely to be feasible under those conditions. This creates an effective barrier to entry for new competition, thus reducing the risk associated with the subject property's income-generating potential. An upward adjustment of

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the value indicated by the income capitalization approach is also justified by this barrier to entry.

We find that knowledgeable hotel buyers generally base their purchase decisions on economic factors, such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, it is our opinion that the cost approach is inapplicable in estimating the market value of the Radisson Plaza . However, we have estimated the subject property's replacement cost as new, which may set the upper limit of the hotel's value.

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13. Reconciliation of Value Indications

The reconciliation, which is the last step in the appraisal process, involves summarizing and correlating the data and procedures employed throughout the analysis. The final conclusion of value is arrived at after reviewing the estimates indicated by the income capitalization, sales comparison, and cost approaches. The relative significance, applicability, and defensibility of each indicated value is considered, and the greatest weight is given to that approach deemed most appropriate for the property being appraised.

The purpose of this report is to estimate the market value of the fee simple interest in the subject property. Our appraisal involves a careful analysis of the property itself and the economic, demographic, political, physical, and environmental factors that influence real estate values. Based on the data set forth in this report, the following value indications were developed.

                Approach                      Value Indication
                --------                      ----------------

                Income Capitalization           $26,171,000
                Sales Comparison         $25,200,000 - $28,300,000
                Cost (Replacement Cost)         $46,700,000

Income  Capitalization Approach

To estimate the subject property's value via the income capitalization approach, we analyzed the local market for transient accommodations, examined the competitive environment, projected occupancy and average rate levels, and developed a forecast of income and expense that reflects anticipated income trends and cost components through a stabilized year of operation. The subject property's projected net income before debt service was then allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component was calculated; the total of the mortgage and equity components equates to the value of the property.

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Our nationwide experience indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the hotel investors who constitute the marketplace. For this reason, we believe that the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in our final estimate of the subject property's market value.

Sales  Comparison  Approach

The sales comparison approach uses actual sales of similar properties to provide an indication of the subject property's value. The strength of this approach is that it measures value based on the investment decisions made by actual buyers and sellers. Although we have investigated a number of sales in an attempt to develop a range of value indications, several adjustments are necessary to render the sales prices applicable to the subject property. These adjustments, which are numerous and highly subjective, diminish the reliability of the sales comparison approach. Furthermore, we find that typical hotel investors employ a sales comparison procedure only to establish broad value parameters.

The hotel sales outlined earlier in this report indicate a value range of roundly $48,700 to $54,800 per available room. The income capitalization approach indicates a per-room value of approximately $50,620. This information suggests that a slight downward adjustment of the value indicated by the income capitalization approach may be warranted.

Cost Approach

To estimate the subject property's value via the cost approach, we estimated the current replacement cost of the property and added the land value. We give the cost approach limited weight in arriving at a final value estimate, because knowledgeable buyers of lodging facilities generally base their purchase decisions on economic factors (such as projected net income and return on investment) rather than on a property's depreciated replacement cost.

The replacement cost estimate developed via the cost approach can help to corroborate the results of the income capitalization and sales comparison approaches to value. If the replacement cost is substantially higher or lower than the value indicated by the income capitalization approach, an adjustment of the income capitalization approach value may be necessary.

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Value Conclusion

Careful consideration has been given to the strengths and weaknesses of the three approaches to value discussed above. In recognition of the purpose of this appraisal, we have given primary weight to the value indicated by the income capitalization approach and made some subjective adjustments based on the sales comparison approach, the replacement cost estimate, and our extensive experience in the hospitality industry. It is our opinion that the market value of the fee simple and leasehold interests in the Radisson Plaza in Fort Worth, Texas, as of January 1, 1997, is:

                                   $25,850,000

                        TWENTY FIVE MILLION EIGHT HUNDRED
                             FIFTY THOUSAND DOLLARS

The estimate of market value includes the land, the improvements, and the furniture, fixtures, and equipment. The appraisal assumes that the hotel is open and operational.

This value estimate equates to roundly $50,000 per room, which is well supported by market sales and approximately 1.2% lower than the value indicated by the income capitalization approach. The estimate of value assumes either the availability of third-party financing or the willingness and capability of the seller to take back purchase-money financing so that a buyer can obtain the level of debt set forth in the Income Capitalization Approach section of this appraisal.

Marketing Period

Our estimate of market value assumes a marketing period of six to nine months. Under normal economic conditions, hotels are transferred within this time frame.

Personal Property

In accordance with the appraisal standards set forth by the Office of the Comptroller of the Currency, it is necessary for bank appraisals to identify and value any personal property, fixtures, or intangible items that are included in the appraisal and discuss their impact on the overall estimate of market value. A hotel's income-generating ability depends on a suitable inventory of furniture, fixtures, and equipment. Removal of these items can decrease the property value by as much as the cost to replace the inventory plus the loss of income incurred while the hotel cannot function.

A hotel's personal property consists of a wide variety of components, including bedroom furnishings, bathroom fixtures, restaurant and kitchen equipment, front office and accounting computers, exterior signs, and

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similar items. Our inspection of the Radisson Plaza indicates that the personal property and fixtures are good condition.

Based on an annual construction cost survey conducted by HVS International, we estimate the total replacement cost of the subject property's furniture, fixtures, and equipment at $17,000 per available room. Assuming an average useful life of ten years and an effective age of three years, the value of the furniture, fixtures, and equipment currently in place is approximately $11,899 per room, or a total of $6,152,000. Because furniture, fixtures, and equipment are essential to a hotel's income-generating ability and are seldom removed from the property or sold separately, the separation of the personal property component from the real property is not particularly meaningful.

The Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) stipulates that "...any business interest or other intangible item should be valued separately within the appraisal."(1) Hotels have both business and real estate components; without the business expertise necessary to operate the facility, a hostelry would have little real estate value.

(1) Federal Register, Vol. 55, No. 143, July 25, 1990, p. 30205.

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14. Statement of Assumptions and Limiting Conditions

1.    This report is to be used in whole and not in part.

2. No responsibility is assumed for matters of a legal nature, nor do we render any opinion as to title, which is assumed to be marketable and free of any deed restrictions and easements. The property is valued as though free and clear unless otherwise stated.

3. We assume that there are no hidden or unapparent conditions of the sub-soil or structures, such as underground storage tanks, that would render the property more or less valuable. No responsibility is assumed for these conditions or for any engineering that may be required to discover them.

4. We have not considered the presence of potentially hazardous materials such as asbestos, urea formaldehyde foam insulation, PCBs, any form of toxic waste, polychlorinated biphengyls, pesticides, or lead-based paints. The appraisers are not qualified to detect hazardous substances, and we urge the client to retain an expert in this field if desired.

5. The Americans with Disabilities Act (ADA) became effective on January 26, 1992. We have conducted no specific compliance survey to determine whether the subject property is operating in accordance with the various detailed requirements of the ADA. It is possible that the property does not conform to the requirements of the act, and this could have an unfavorable effect on value. Because we have no direct evidence regarding this issue, our estimate of value does not consider possible non-compliance with the ADA.

6. We have made no survey of the property, and we assume no responsibility in connection with such matters. Sketches, photographs, maps, and other exhibits are included to assist the reader in visualizing the property. It is assumed that the use of the land and improvements is

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      within the boundaries of the property described, and that there is no encroachment or trespass unless noted.

7. All information, financial operating statements, estimates, and opinions obtained from parties not employed by HVS International are assumed to be true and correct. We can assume no liability resulting from misinformation.

8. Unless noted, we assume that there are no encroachments, zoning violations, or building violations encumbering the subject property.

9. The property is assumed to be in full compliance with all applicable federal, state, local, and private codes, laws, consents, licenses, and regulations (including a liquor license where appropriate), and that all licenses, permits, certificates, franchises, and so forth can be freely renewed or transferred to a purchaser.

10. All mortgages, liens, encumbrances, leases, and servitudes have been disregarded unless specified otherwise.

11. None of this material may be reproduced in any form without our written permission, and the report cannot be disseminated to the public through advertising, public relations, news, sales, or other media.

12. We are not required to testify or appear in court by reason of this analysis without previous arrangements, and only when our standard per diem fees and travel costs are paid prior to the appearance.

13. If the reader is making a fiduciary or individual investment decision and has any questions concerning the material presented in this report, it is recommended that the reader contact us.

14. We take no responsibility for any events or circumstances that take place subsequent to either the date of value or the date of our field inspection, whichever occurs first.

15. The quality of a lodging facility's on-site management has a direct effect on a property's economic viability and value. The financial forecasts presented in this analysis assume responsible ownership and competent management. Any departure from this assumption may have a significant impact on the projected operating results and the value estimate.

16. The estimated operating results presented in this report are based on an evaluation of the overall economy, and neither take into account nor

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      make provision for the effect of any sharp rise or decline in local or national economic conditions. To the extent that wages and other operating expenses may advance during the economic life of the property, we expect that the prices of rooms, food, beverages, and services will be adjusted to at least offset those advances. We do not warrant that the estimates will be attained, but they have been prepared on the basis of information obtained during the course of this study and are intended to reflect the expectations of a typical hotel buyer.

17. This analysis assumes continuation of all Internal Revenue Service tax code provisions as stated or interpreted on either the date of value or the date of our field inspection, whichever occurs first.

18. Many of the figures presented in this report were generated using sophisticated computer models that make calculations based on numbers carried out to three or more decimal places. In the interest of simplicity, most numbers have been rounded to the nearest tenth of a percent. Thus, these figures may be subject to small rounding errors.

19. It is agreed that our liability to the client is limited to the amount of the fee paid as liquidated damages. Our responsibility is limited to the client, and use of this report by third parties shall be solely at the risk of the client and/or third parties. The use of this report is also subject to the terms and conditions set forth in our engagement letter with the client.

20. Appraising hotels is both a science and an art. Although this analysis employs various mathematical calculations to provide value indications, the final estimate is subjective and may be influenced by our experience and other factors not specifically set forth in this report.

21. Any distribution of the total value between the land and improvements or between partial ownership interests applies only under the stated use. Moreover, separate allocations between components are not valid if this report is used in conjunction with any other analysis.

22. This study was prepared by Hospitality Valuation Services, a division of Hotel Consulting Services, Inc. All opinions, recommendations, and conclusions expressed during the course of this assignment are rendered by the staff of Hotel Consulting Services, Inc. as employees, rather than as individuals.

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15. Certification

We, the undersigned appraisers, hereby certify:

1. that the statements and opinions presented in this report, subject to the limiting conditions set forth, are correct to the best of our knowledge and belief;

2. that Kate B. Henriksen personally inspected the property described in this report; Anne R. Lloyd-Jones and Stephen Rushmore participated in the analysis and reviewed the findings, but did not personally inspect the property;

3. that we have no current or contemplated interests in the real estate that is the subject of this report;

4. that we have no personal interest or bias with respect to the subject matter of this report or the parties involved;

5. that this report sets forth all of the limiting conditions (imposed by the terms of this assignment) affecting the analyses, opinions, and conclusions presented herein;

6. that the fee paid for the preparation of this report is not contingent upon our conclusions;

7. that this report has been prepared in accordance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute;

8. that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives;

9. that this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (as adopted by the Appraisal Foundation);

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10. that no one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report;

11. that as of the date of this report, Stephen Rushmore has completed the requirements of the continuing education program of the Appraisal Institute;

12. that this appraisal is not based on a requested minimum value, a specific value, or the approval of a loan.


                           /s/ Kate B. Henriksen
                           -----------------------------------
                           Kate B. Henriksen
                           Consulting and Valuation Analyst
                           Hotel Consulting Services, Inc.

                           /s/ Anne R. Lloyd-Jones, CRE
                           -----------------------------------
                           Anne R. Lloyd-Jones, CRE
                           Senior Vice President
                           Hotel Consulting Services, Inc.

                           /s/ Stephen Rushmore, CRE, MAI, CHA
                           -----------------------------------
                           Stephen Rushmore, CRE, MAI, CHA
                           President
                           Hotel Consulting Services, Inc.

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                               [GRAPHIC OMITTED]


                     View of Subject Property looking north




                               [GRAPHIC OMITTED]


                         View of Subject Property lobby

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                               [GRAPHIC OMITTED]


                        A typical double\double guestroom




                               [GRAPHIC OMITTED]


                                  Cactus Grill

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                               [GRAPHIC OMITTED]


                                  Meeting Room

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                                [GRAPHIC OMITTED]


                                  Ramada Plaza




                                [GRAPHIC OMITTED]


                                Worthington Hotel

Parcel 4:

                              OVERHEAD PASSAGEWAY

Subject to the rights of the City of Fort Worth and subject to the rights of the public to the use and enjoyment of the rights-of-way above and below the following fee simple title in and to, that certain passageway connecting the Hotel Texas Tract and the Executive Wing Tract (which is described in that certain deed between Seller and Fort Tower II Associates Hotel Limited Partnership and dated as of even date herewith) being more particularly described as follows:

Part of Commerce Street between Blocks 111 and 112 of "Original Town" of Fort Worth in Tarrant County, Texas and embracing that portion of Commerce Street which the Overhead Passageway connecting the improvements on and being between Blocks 111 and 112 is located, being located above the surface of the following described realty:

Commence at the Southeasterly corner of Block 112 being the interestion of the North line of East Eighth Street and the West line of Commerce Street and then run North 30 degrees West, along the East line of Block 112 and the West line of Commerce Street, 10-75/100 feet to a point for the Southwesterly and beginning corner of the parcel being hereby described;

Thence North 60 degrees East, crossing Commerce Street generally along the Southerly face of the most Southerly wall of the Overhead Passageway, 79-92/100 feet to the West line of Block 111 for the East line of Commerce Street;

Thence North 30 degrees West, along the West line of Block 111 and the East line of Commerce Street, 11-9/10 feet to the Northerly face of the most Northerly wall of the Overhead Passageway;

Thence South 60 degrees West, crossing Commerce Street, generally along the Northerly line of the wall of the Overhead Passageway, 73-92/100 feet to the East line of Block 112 for the West line of Commerce Street;

Thence South 30 degrees East, along the East Line of Block 112 and the West line of Commerce Street, 11-9/10 feet to the place of beginning and containing 951 square feet;

Being the same property described as tract IV of Exhibit "A" in deed to Hunt Hotel/Fort Worth, Ltd., recorded in Volume 6763, page 1413 of the Deed Records of Tarrant County, Texas.

STREETS ADJACENT TO HOTEL TRACT AND THE TESCO OFFICE TRACT
                                      (5)

Subject to the rights of the City of Fort Worth and subject to the rights of the public to use and enjoy the rights-of-way existing on the following described realty, fee simple title in and to that one-half (1/2) portion of Eighth Street, Main Street, Seventh Street and Commerce Street which adjoins the Hotel Texas Tract and the TESCO Office Tract, more particularly described by metes and bounds as follows:

Beginning at the Southeasterly corner of Block 112 at the intersection of the Northerly line of Eighth Street and the Westerly line of Commerce Street;

Thence North 30 degrees West, along the East line of Block 112 and the Westerly line of Commerce Street, 100 feet to the common East corner of Lots 12 and 13 in Block 112;

Thence North 60 degrees East 39-97/100 feet to the middle of Commerce Street;

Thence along the middle of Commerce Street: South 29 degrees-59 minutes-30 seconds East 100-01/100 feet; and South 29 degrees-59 minutes-39 seconds East 30-10/100 feet to the middle of Eighth Street;

Thence along the middle of Eighth Street: South 60 degrees-07 minutes-49 seconds West 39-95/100 feet; South 60 degrees-no minutes-10 seconds West 200 feet; and South 59 degrees-59 minutes-55 seconds West 39-98/100 feet to the middle of Main Street;

Thence along the middle of Main Street: North 29 degrees-57 minutes-59 seconds West 30-01/100 feet; North 30 degrees West 199-994/1000 feet; and North 30 degrees-no minutes-51 seconds West 80-085/1000 feet to the middle of Seventh Street;

Thence along the middle of Seventh Street: North 60 degrees-no minutes-21 seconds East 39-98/100 feet; and North 60 degrees-no minutes- 38 seconds East 99-99/100 feet;

Thence South 30 degrees East 30-01/100 feet to the North line of Block 112 and the Southerly line of Seventh Street at the common North corner of Lots 8 and 16;

(continued)

Thence South 60 degrees West, along the North line of Block 112 and the Southerly line of Seventh Street, 100 feet to the Northwesterly corner of Block 112;

Thence South 30 degrees East, along the Westerly line of Block 112 and the Easterly line of Main Street, 200 feet to the Southwesterly corner of Block 112;

Thence north 60 degrees east, along the southerly line of Block 112 and the northerly line of said Eighth Street, 200 feet to the place of beginning;

SAVE AND EXCEPT [ILLEGIBLE]

"New Eighth Street" as described below and fee simple title in the City of Fort Worth, Texas, in and to the Tunnel Property Parcel hereinafter described in this Exhibit "A".

New Eighth Street

Commence at the southwesterly corner of Block 112 of Original Town of Fort Worth in Tarrant County, Texas at the intersection of the northerly line of present Eighth Street and the easterly line of Main Street and then run south 30 degrees east along the said easterly line of Main Street 18-02/100 feet to the northerly side or back of a curb.

Thence along the said back of curb:

      north 62 degrees-44 minutes east 8-31/100 feet to the beginning of a curve to the left with a radius of 6 feet;

      then along said curve to the left 6-05/100 feet to its end and the beginning of a curve to the right with a radius of 5-25/100 feet;

      then along said curve to the right 5-03/100 feet to its end;

      north 59 degrees-53 minutes-14 seconds east 45-25/100 feet to the beginning of a curve to the right with a radius of 6-08/100 feet;

      then along said curve to the right 6-37/100 feet to its end and the beginning of a curve to the left with a radius of 6-10/100 feet;

      then along said curve to the left 6-38/100 feet to its end;

      north 59 degrees-59 minutes-19 seconds east 54-32/100 feet to the beginning of a curve to the left with a radius of 6 feet;

      then along said curve to the left 6-28/100 feet to its end and the beginning of a curve to the right with a radius of 6 feet;

      then along said curve to the right 6-29/100 feet to its end;

      then north 59 degrees-59 minutes-18 seconds east, passing the end of said curb and continuing in all 44 feet to the beginning of a curve to the right with a radius of 5-25/100 feet.

      Thence along said curve to the right 5-05/100 feet to its end and the beginning of a curve to the left with a radius of 6 feet.

      Thence along said curve to the left 6-05/100 feet to its end.

      Thence north 57 degrees-19 minutes-50 seconds each 8-19/100 feet to the westerly line of Commerce Street.

      Thence south 30 degrees east, along the said westerly line of Commerce Street, 42-02/100 feet to the northeasterly corner of Block 115 of said Original Town of Fort Worth.

      Thence south 60 degrees-no minutes-10 seconds west, along the northerly line of said Block 115 and the southerly line of Eighth Street, 200 feet to the northwesterly corner of said Block 115 and the said easterly line of Main Street.

      Thence north 30 degrees west, along the said easterly line of Main Street, 42 feet to the place of beginning

                              THE TUNNEL PROPERTY

The Tunnel Property is located under the surface of a certain portion of Eighth Street in the City of Fort Worth, Tarrant County, Texas, commencing approximately 1.5 feet under the surface of such portion of Eighth Street, and being approximately 12 feet in depth, such portion of Eighth Street being more particularly described by metes and bounds as follows:

Commencing at the Southwest corner of Block 112 of Original Town of Fort Worth, Tarrant County, Texas, and being for the Easterly line of Main Street and the Northerly line of Eighth Street and then run North 60 degrees East along the Southerly line of said Block 112 and the said Northerly line of Eighth Street 6-68/100 feet to the place of beginning;

Thence North 60 degrees East, continuing along the Southerly line of said Block 112 and the said Northerly line of Eighth Street 24-26/100 feet;

Thence South 30 degrees East 60-02/100 feet to the Northerly line of said Block 115 of Original Town of Fort Worth, Tarrant County, Texas, and the Southerly line of said Eighth Street;

Thence South 60 degrees West, along the said Northerly line of said Block 115 and the said Southerly line of Eighth Street 24-26/100 feet; and

Thence North 30 degrees West 60-02/100 feet to the place of beginning;

Parcel 9:

Column Easement Tract

Easement title in and to:

Tract 1 - Entrance Column - East End

Part of Eighth Street between Main Street and Commerce Street and Blocks 112 and 115 of Original Town of Fort Worth in Tarrant County, Texas.

Commence at the Southeast corner of said Block 112 and then run South 30 degrees East 44-98/100 feet and then North 60 degrees East 40/100 feet of a foot to the Northeast and beginning corner of the tract being described.

Thence South 30 degrees East 5-46/100 feet.

Thence South 60 degrees West 2 feet.

Thence North 30 degrees West 5-46/100 feet.

Thence North 60 degrees East 2 feet to the place of beginning.

Tract 2 - Entrance Column - West End

Part of Eighth Street between Main Street and Commerce Street and Blocks 112 and 115 of Original Town of Fort Worth in Tarrant County, Texas.

Commence at the southwesterly corner of said Block 112 and then run South 30 degrees East 45-09/100 feet and then North 60 degrees East 29/100 of a foot to the Northwest and beginning corner of the tract being described.

Thence North 60 degrees East 2 feet.

Thence South 30 degrees East 5-46/100 feet.

Thence South 60 degrees West 2 feet.

Thence North 30 degrees West 5-46/100 feet to the place of beginning.

                                  (continued)

Tract 3 - Canopy Support Column Encroachment

Part of Eighth Street between Main Street and Commerce Street and Blocks 112 and 115 of Original Town of Fort Worth in Tarrant County, Texas.

Commence at the northwesterly corner of said Block 115 at the intersection of the easterly line of Main Street and the southerly line of Eighth Street and then run North 60 degrees-no minutes-10 seconds East along the northerly line of said Block 115 and the southerly line of Eighth Street, 73-61/100 feet and then North 30 degrees-no minutes-41 seconds West, 2-2/10 feet to the Southwest and beginning corner of the tract being described.

Thence North 30 degrees-no minutes-41 seconds West 4-5/10 feet.

Thence North 60 degrees-no minutes-10 seconds East 53-91/100 feet.

Thence South 30 degrees-no minutes-41 seconds East 4-5/10 feet.

Thence South 60 degrees-no minutes-10 seconds West 53-91/100 feet to the place of beginning.

Being the same easements, rights, titles, interests and estates of Hunt Hotel/Forth Worth, Ltd. created, evidenced, or contained in that certain "Eighth Street Improvements Agreement" (herein so called), by and between Hunt Hotel/Forth Worth, Ltd. And the City of Fort Worth recorded in Volume 7098, page 533 of the Deed Records of Tarrant County, Texas.

Parcel 10:

                              THE TUNNEL PROPERTY

Easement title in and to:

The Tunnel Property is located under the surface of a certain portion of Eighth Street in the City of Fort Worth, Tarrant County, Texas, commencing approximately 1.5 feet under the surface of such portion of Eighth Street, and being approximately 12 feet in depth, such portion of Eighth Street being more particularly described by metes and bounds as follows:

Commencing at the Southwest corner of Block 112 of Original Town of Fort Worth, Tarrant County, Texas, and being for the Easterly line of Main Street and the Northerly line of Eighth Street and then run North 60 degrees East along the Southerly line of said Block 112 and the said Northerly line of Eighth Street 6-68/100 feet to the place of beginning;

Thence North 60 degrees East, continuing along the Southerly line of said Block 112 and the said Northerly line of Eighth Street 24-26/100 feet;

Thence South 30 degrees East 60-02/100 feet to the Northerly line of said Block 115 of Original Town of Fort Worth, Tarrant County, Texas, and the Southerly line of said Eighth Street;

Thence South 60 degrees West, along the said Northerly line of said Block 115 and the said Southerly line of Eighth Street 24-26/100 feet; and

Thence North 30 degrees West 60-02/100 feet to the place of beginning;

Parcel 11:

CANOPY EASEMENT TRACT

Easement title in and to:

Part of Eighth Street between main Street and Commerce Street and Block 112 and 115 of Original Town of Fort Worth in Tarrant County, Texas.

Commence at the southwesterly corner of said Block 112 and then run South 30 degrees East along the easterly line of said Main Street 18-02/100 feet to the northerly side or back of a curb and then along the said back of curb North 62 degrees-44 minutes East 8-31/100 feet to the beginning of a curve to the left with a radius of 6 feet; then along said curve to the left 6-05/100 feet to its end and the beginning of a curve to the right with a radius of 5-25/100 feet; then along said curve to the right 5-03/100 feet to its end; North 59 degrees-53 minutes-14 seconds East 45-25/100 feet to the beginning of a curve to the right with a radius of 6-08/100 feet; then along said curve to the right 6-37/100 feet to its end and the beginning of a curve to the left with a radius of 6-10/100 feet; then along said curve to the left 6-38/100 feet to its end for the Northwest and beginning corner of the tract being described.

Thence South 30 degrees-no minutes-41 seconds East 40-42/100 feet to the North line of Block 115 in said Original Town of Fort Worth and the southerly line of said Eighth Street, from which the northwesterly corner of Block 115 bears South 60 degrees-no minutes-10 seconds West, 73-61/100 feet.

Thence North 60 degrees-no minutes-10 seconds East, along the said northerly line of Block 115 and the southerly line of Eighth Street, 53-91/100 feet.

Thence North 30 degrees-no minutes-41 seconds West 40-43/100 feet to the said back of a curb.

Thence South 59 degrees-19 minutes-19 seconds West, along said back of curb 53-91/100 feet to the place of beginning.

AFTER RECORDING, RETURN TO:
CHICAGO TITLE INSURANCE COMPANY
7616 LBJ FREEWAY, SUITE 300
DALLAS, TEXAS 75251

ATTN:  SHARON COOPER

                                   Exhibit A

                                Parcels 2 and 7
                             described as follows:

Parcel 2:

EXECUTIVE WING TRACT

A part of Block 111 of "Original Town" of Fort Worth in Tarrant County, Texas, and embracing Lots 1 through 8 in Block 111 (the "Executive Wing Tract") described as Tract II in the deed to Hunt Hotel/Fort Worth, Ltd., recorded in Volume 6763, page 1413 of the Deed Records of Tarrant County, Texas, more particularly described by metes and bounds as follows:

Beginning at the Northwesterly corner of Block 111 and Lot 8, being the intersection of the Easterly line of Commerce Street and the Southerly line of East Seventh Street;

Thence North 60 degrees East, along the Northerly line of Block 111 and Lot 8 and the Southerly line of East Seventh Street, 100 feet to the common North corner of Lot 8 and Lot 10;

Thence South 30 degrees East, along the East line of Lots 8, 7, 6, 5, 4, 3, 2, and 1 and the West line of Lots 10 and 9, a distance of 200 feet to the common South corner of Lots 1 and 9 in the South line of Block 111 and the North line of East Eighth Street;

Thence South 60 degrees West, along the Southerly line of Lot 1 and the North line of East Eighth Street, 100 feet to the Southwest corner of Lot 1 and Block 111, being the intersection of the North line of East Eighth Street and the East line of Commerce Street;

Thence North 30 degrees West, along the West line of Lots 1, 2, 3, 4, 5, 6, 7 and 8 and the West Line of Block 111 and the East line of Commerce Street, 200 feet to the place of beginning.

                                   Exhibit A

                               Parcels 3, 6 & 12
                             described as follows:

Parcel 3:

SEIBOLD LEASEHOLD ESTATE

A part of Block 112 of "Original Town" of Fort Worth in Tarrant County, Texas, and embracing Lots 13 through 16 in Block 112 (the "Seibold Tract") described in deed dated May 1, 1969, from Continental Realty Corporation to State Reserve Life Insurance Company recorded in Volume 4717, page 873 of the Deed Records of Tarrant County, Texas, more particularly described by metes and bounds as follows:

Beginning at the Northeasterly corner of Block 112 and Lot 15, being the interesection of the West line of Commerce Street with the South line of East Seventh Street;

Thence South 30 degrees East, along the East line of Lots 16, 15, 14, and 13, and the West line of Commerce Street, 100 feet to the Southeast corner of Lot 12;

Thence South 60 degrees West, along the South line of Lot 13 and the North line of Lot 12, a distance of 100 feet to the common corner of Lots 12, 13, 4, and 5;

Thence North 30 degrees West, along the West line of Lots 13, 14, 15 and 16 the East line of Lots 5, 6, 7, and 8, a distance of 100 feet to the common North corner of Lot 16 and Lot 8 in the North line of Block 112 and the South line East Seventh Street;

Thence North 60 degrees East, along the North line of Lot 16 and the south line of East Seventh Street, 100 feet to the place of beginning.

Being the same property as described in that certain deed to Hunt Hotel/Fort Worth, Ltd., recorded in Volume 6763, page 1413 of the aforesaid Deed Records.

Parcel 6:

STREETS ADJACENT TO THE SEIBOLD TRACT

The one-half (1/2) portion of Seventh Street and Commerce Street which adjoins the Seibold Tract, more particularly described by metes and bounds as follows:

Beginning at the Northeasterly corner of Block 112 at the intersection of the South line of Seventh Street and the West line of Commerce Street;

Thence South 30 degrees East, along the Easterly line of Block 112 and the Westerly line of Commerce Street, 100 feet to the common East corner of Lots 12 and 13 in Block 112;

Thence North 60 degrees East 39-97/100 feet to the middle of Commerce Street;

Thence along the middle of Commerce Street: North 25 degrees 55 minutes 30 seconds West 99-99/100 feet; and North 29 degrees 59 minutes 04 seconds West 29-96/100 feet to the middle of Seventh Street;

Thence along the middle of Seventh Street: South 60 degrees 02 minutes 59 seconds West 39-98/100 feet; and South 60 degrees no minutes 38 seconds West 100-01/100 feet;

Thence South 30 degrees East 30-01/100 feet to the North line of Block 112 and the Southerly line of Seventh Street at the common North corner of Lots 8 and 16 in Block 112;

Thence North 60 degrees East, along the North line of Block 112 and the Southerly line of Seventh Street, 100 feet to the place of beginning.

SUBJECT TO the rights of the City of Forth Worth and subject to the rights of the public to the use and enjoyment of the rights-of-way existing on the realty covered by the leasehold estate under the Seibold Lease.

Parcel 12:

7TH STREET BRIDGE PARCEL

Easement title in and to:

      Being a tract of the air estate and right located above the surface of a part of a public street known as Seventh Street, being in the City of Fort Worth in Tarrant County, Texas between Blocks 109 and 112 of Original Town of Fort Worth and being that portion of said air estate and rights above said Seventh Street between elevation 618 feet and 641-33/100 feet above mean sea level City of Fort Worth datum, described by metes and bounds as follows:

      Beginning at the Southeasterly corner of said Block 109 of the Original Town of Fort Worth at the Northwesterly intersection of Commerce Street and Seventh Street;

      Thence South 29 degrees-59 minutes-10 seconds East, crossing said Seventh Street, 59-985/1000 feet to the Northeasterly corner of said Block 112 of the Original Town of Fort Worth, and the Southwesterly intersection of Commerce Street and Seventh Street;

      Thence South 60 degrees West, along the Northerly line of said Block 112 of the Original Town of Fort Worth and the southerly line of Seventh Street, 51-5/10 feet to a point for corner;

      Thence North 29 degrees-59 minutes-10 seconds West, crossing said Seventh Street, [illegible]-985/1000 feet to the Southerly line of said Block 109 of the Original Town of Fort Worth; and

      Thence North 60 degrees East, along the Southerly line of said Block 109 of the Original Town of Fort Worth and the Northerly line of Seventh Street, 51-3/10 feet to the place of beginning and containing 3,089 square feet.

      Being the same rights, titles, interests, and estates of Hunt Hotel/Fort Worth, Ltd. created, evidenced, or contained in (i) that certain "Seventh Street Bridge Agreement" recorded in Volume 7098, Page 534 of the Deed Records of Tarrant County, Texas, and (ii) that certain "Continental Plaza Improvements Agreement" recorded in Volume 7186, Page 1236 of the Deed Records of Tarrant County, Texas.

                                   Exhibit A

                                    Parcel 8
                             described as follows:

Parcel 8: Parking Garage Leasehold

The subsurface leasehold estate created pursuant to that certain lease agreement dated May 22, 1980 by and between the City of Fort Worth as lessor and Hunt Hotel/Fort Worth, Ltd. as lessee, filed under Clerk's File No. 21535 on 3/15/81. Tarrant County Records of Tarrant County, Texas, insofar as said subsurface leasehold estate covers and affects the following described three (3) parcels of real estate:

(1) The Easterly 1/2 of Block 114 of Original Town of Fort Worth in Tarrant County, Texas; and embracing Lots 9 through 16 in said Block and the Easterly 1/2 of the alley adjoining said Lots on the West, and being the three tracts described in the deeds to the City of Fort Worth recorded in Volume 8892, Page 1350, Volume [Illegible], Page 1718, and Volume 6834, Page [Illegible] of the Tarrant County Deed Records, described by metes and bounds as follows:

            Beginning at the Southeasterly corner of said Block 114 at the intersection of the Westerly line of Main Street and the Northerly line of Ninth Street;

            Thence South [Illegible] degrees West, along the Southerly line of said Block 114 and the said Northerly line of Ninth Street, 100 feet to a point for corner;

            Thence North 30 degrees West, along the middle of said alley, adjoining Lots 8 through 16 on the West, 200 feet to the Northerly line of said Block 114 and the Southerly line of Eighth Street;

            Thence North [Illegible] degrees East, along the said Northerly line of Block 114 and the said Southerly line of Eighth Street, 100 feet to the Northeasterly corner of said Block 114 and the said Westerly line of Main Street; and

            Thence South 30 degrees East, along the Easterly line of said Block 114 and the said Westerly line of Main Street, 200 feet to the place of beginning.

(2) A part of Block 115 of the Original Town of Fort Worth in Tarrant County, Texas and embracing all of Lots 5, 6, 7, 8, 13, 14, 15, and 16 and a portion of Lots 1, 2, 3 and 4 in said Block, described by metes and bounds as follows:

            Beginning at the Northeasterly corner of said Block 115 for the intersection of the Southerly line of Eighth Street and the Westerly line of Commerce Street and from which a tack set in a lead plug bears North 30 degrees West 5 feet and North 60 degrees East 5-4/10 feet;

            Thence South 30 degrees East, along the Easterly line of said Block 115, along the Easterly line of Lots 16, 15, 14, and 13 for the said Westerly line of Commerce Street, 100 feet to a galvanized spike for the common East corner of Lots 13 and 12;

            Thence South 60 degrees West, along the common line of said Lots 13 and 12, a distance of 100 feet to a galvanized spike for the common corner of Lots 4, 5, 12 and 13;

            Thence South 60 degrees West, along the common line of said Lots 13 and 12, a distance of 100 feet to a galvanized spike for the common corner of Lots 4, 5, 12, and 13;

            Thence South 30 degrees East, along the common line of said Lots 12 and 4, a distance of 9-33/100 feet to a galvanized spike;

            Thence South [Illegible] degrees West 4-50/100 feet to a galvanized spike;

Parcel 7:

STREETS ADJACENT TO THE EXECUTIVE WING TRACT

      The one-half (1/2) portion of Seventh Street, Eighth Street and Commerce Street which adjoins the Executive Wing Tract, more particularly described by metes and bounds as follows:

Beginning at the Southwesterly corner of Block 111 at the intersection of the Easterly line of Commerce Street and the Northerly line of Eighth Street;

Thence North 60 degrees East, along the Southerly line of Block 111, a distance of 100 feet;

Thence South 30 degrees East 30-175/1000 feet to the middle of Eighth Street;

Thence along the middle of Eighth Street: South 59 degrees 59 minutes 49 seconds West 100 feet; and South 60 degrees 06 minutes 53 seconds West 39-95/100 feet to the middle of Commerce Street;

Thence along the middle of Commerce Street: North 30 degrees no minutes 35 seconds West 30-10/100 feet; North 30 degrees no minutes 26 seconds West, 200 feet; and North 30 degrees West 29-96/100 feet to the middle of Seventh Street;

Thence along the middle of Seventh Street: North 60 degrees 01 minute 43 seconds East 39-98/100 feet; and North 60 degrees East 100 feet;

Thence South 30 degrees East 29-94/100 feet to the Northerly line of Block 111;

Thence South 60 degrees West, along the Northerly line of Block 111 a distance of 100 feet;

Thence South 30 degrees East, along the Westerly line of Block 111, a distance of 200 feet to the place of beginning.

SUBJECT TO the rights of the City of Forth Worth and subject to the rights of the public to use and enjoy the rights-of-way existing on the described realty.

AFTER RECORDING, RETURN TO:

      CHICAGO TITLE INSURANCE COMPANY
      7616 LBJ FREEWAY, SUITE 300
      DALLAS, TEXAS 75251

ATTN: SHARON COOPER

            Thence South 30 degrees-01 minute-44 seconds East, through Lots 4, 3, 2 and 1, a distance of 90-67/100 feet to the Southerly line of Lot 1 and said Block 115 in a Northerly line of Ninth Street from which a "Y" marked on concrete walk bears South 30 degrees-01 minute-44 seconds East 3 feet;

            Thence South 60 degrees West, along the said Southerly line of Lot 1 and Block 115 and the said Northerly line of Ninth Street, 95-55/100 feet to the Southwesterly corner of said Block 115 for the intersection of said Northerly line of Ninth Street and the Easterly line of Main Street from which a tack set in a lead plug bears South 30 degrees East 3 feet and south [illegible] degrees West 5 feet;

            Thence North 30 degrees West, along the Westerly line of Lots 1 through [illegible] and the Westerly line of said Block 115 for the said Easterly line of Main Street, 200 feet to the Northwesterly corner of said Block 115 for the intersection of said Easterly line of Main Street, and the said Southerly line of Eighth Street from which a tack set in a lead plug bears South 60 degrees West 5 feet and North 30 degrees West 5 feet; and

            Thence North 60 degrees East, along the Northerly line of Lots 8 and 16 and the Northerly line of said Block 115 for the said Southerly line of Eighth Street, 200 feet to the place of beginning.

(3) The subsurface position of Main Street between Block 114 and Block 115 of the Original Town of Fort Worth, Tarrant County, Texas, being South of the South right-of-way line of 8th Street and North of the North right-of-way line of [illegible] Street.

                    [Letterhead of BROOKES BAKER SURVEYORS]

January 10, 1994

Page 1 of 2

Field notes for: -

PARCEL 1

HOTEL TEXAS TRACT AND THE TESCO OFFICE TRACT

A part of Block 112 of Original Town of Fort Worth in Tarrant County, Texas; and embracing Lots 1 through 4 and Lots 9 through 12 in said Block 112 (the "Hotel Texas Tract") described as Tract One in a deed dated March 1, 1968, from Citizens Hotel Company to fort Worth Chamber Development Corporation, recorded in volume 4584, page 853 of the Deed Records of Tarrant County, Texas, and also embracing Lots 5 through 8 in Block 112 (the "TESCO Office Tract") described as Tract Three in the above described deed to Fort Worth Chamber Development Corporation, all such realty being described as Tract I of Exhibit "A" in a deed to Hunt Hotel/Fort Worth, Ltd., recorded in volume 6763, page 1413 of the Deed Records of Tarrant County, Texas and being more particularly described by metes and bounds as follows:

Beginning at the northwesterly corner of Block 112 and Lot 8, being the intersection of the easterly line of Main Street and the southerly line of East Seventh Street from which a tack in lead plug bears north 30 degrees west 5 feet and another tack in lead plug bears south 60 degrees west 5 feet.

Thence north 60 degrees east, along the northerly line of said Lot 8 and the said southerly line of East Seventh Street, 100 feet to the common north corner of Lots 8 and 16.

Thence south 30 degrees east, along the easterly line of Lots 8, 7, 6 and 5 and the westerly line of Lots 16, 15, 14 and 13, a distance of 100 feet to the common corner of Lots 5, 13, 12 and 4.

Thence north 60 degrees east, along the northerly line of Lot 12 and the southerly line of Lot 13, a distance of 100 feet to their common east corner in the westerly line of Commerce Street.

Thence south 30 degrees east, along the easterly line of Lots 12, 11, 10 and 9 and the said westerly line of Commerce Street, 100 feet to the southeasterly corner of said Block 112 and Lot 9 from which a tack in lead plug bears north 60 degrees east 5-4/10 feet and south 30 degrees east 5 feet.

January 10, 1994                                            ESTABLISHED 1880
Page 2 of 2                                                   BROOKES BAKER
Field notes for:               -                               SURVEYORS

PARCEL 1

HOTEL TEXAS TRACT AND THE TESCO OFFICE TRACT

Thence south 60 degrees west, along the southerly line of Lots 9 and 1 and the northerly line of farmer East Eighth Street, 200 feet to the southwesterly corner of said Block 11 and Lot 1 from which a tack in lead plug bears south 30 degrees east 5 feet and south 60 degrees west 5 feet.

Thence north 30 degrees west, along the westerly line of Lots 1, 2, 3, 4, 5, 6, 7 and 8 and the said easterly line of Main Street, 200 feet to the place of beginning and containing 30,000 square feet.

Surveyed December 31, 1993.

BROOKES BAKER SURVEYORS           STATE OF TEXAS
                                   REGISTERED
/s/ Don W. Hickey                 ---------------
Don W. Hickey                     DON W. HICKEY     [SEAL]
                                  ---------------
                                      1961
                                  PROFESSIONAL
                                  LAND SURVEYOR

HVS International, Mineola, New York              Synopsis of Franchise and
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Synopsis of Franchise and License Agreements

Date:                   October 4, 1991

Licensor:               Radisson Hotels International, Inc.

Licensee:               Aetna Life Insurance Company

Premises:               Radisson Plaza Hotel, Fort Worth, Texas

Term:                   Ten years

Renewal:                Not available

Fees:                   Initial fee of $30,000

   Royalty Fees:

                        Year 1:  $150,000 (includes marketing fee)

                        Year 2:  $175,000 (includes marketing fee)

                        Years 3-5:  3.00% of gross rooms revenue

                        Years 6+:  3.25% of gross rooms revenue

   Marketing Fees:

                        Years 3+:  3.50% of gross rooms revenue

Licensor Services:      Radisson reservation system, orientation and training,
                        technical consulting advice, national and regional directories, and advertising

Licensee Obligations:   Participate in all advertising and marketing programs,
                        use national 1-800 number, use Radisson signage, participate in SMART program, maintain the hotel in good condition, participate in other Radisson programs

Termination:            Bankruptcy, felony, breach of contract, or condemnation

HVS International, Mineola, New York       Synopsis of Ground Lease - West Tower
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Synopsis of Ground Lease - West Tower

Date:                   March 26, 1960, amended July 1, 1979

Lessor:                 The Seibold Company, et. al.

Lessee:                 Fort Tower I Associates Hotel Limited Partnership

Premises:               Portion of the site beneath the West Tower

Term:                   Original:  50 years, through May, 2010;
                        Amendment:  through May, 2040

Renewal:                None

Rent:                   Years  1 - 10:  $21,000
                        Years 11 - 20:  $24,000
                        Years 21 - 50:  $30,000
                        Years 51 - 60:  $40,000
                        Years 61 - 70:  $60,000
                        Years 71 - 80:  $80,000

HVS International, Mineola, New York   Synopsis of Ground Lease - Parking Garage
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Synopsis of Ground Lease - Parking Garage

Date:                   April 30, 1980

Lessor:                 The City of Fort Worth

Lessee:                 Fort Tower I Associates Hotel Limited Partnership

Premises:               Parking garage

Term:                   Original: 50 years, through April, 2030

Renewal:                None

Rent:                   April 30, 1980 - December 31, 1985:   $60,000
                        Years  6 - 10:                        $65,000
                        Years 11 - 15:                        $70,000
                        Years 16 - 20:                        $75,000
                        Years 21 - 25:                        $80,000
                        Years 26 - 30:                        $85,000
                        Years 31 - 35:                        $90,000
                        Years 36 - 40:                        $95,000
                        Years 41 - 45:                       $100,000
                        Years 46 - 50:                       $105,000

HVS International, Mineola, New York       Simultaneous Valuation Formula     1
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The Simultaneous Valuation Formula as Used in the Valuation of the Subject
  Property

The algebraic equation, known as the Simultaneous Valuation Formula, that solves for the total property value using a ten-year mortgage equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of Hospitality Valuation Services. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(1)

The process of solving for the value of the mortgage and equity components begins by deducting the annual debt service from the forecasted income before debt service, leaving the net income to equity for each projection year. The net income as of the 11th year is capitalized into a reversionary value using the terminal capitalization rate. The equity residual, which is the total reversionary value less the mortgage balance at that point in time and less any broker and legal costs associated with the sale, is discounted to the date of value at the equity yield rate. The net income to equity for each of the projection years is also discounted back to the date of value. The sum of these discounted values equals the value of the equity component. Because the equity component comprises a specific percentage of the total value, the value of the mortgage and the total property can be computed easily. This process can be expressed in two algebraic equations that set forth the mathematic relationships between the known and unknown variables using the following symbols.

(1) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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      NI    =  Net income available for debt service

      V     =  Value

      M     =  Loan-to-value ratio

      f     =  Annual debt service constant

      n     =  Number of years in the projection period

      d(e)  =  Annual cash available to equity

      d(r)  =  Residual equity value

      b     =  Brokerage and legal cost percentage

      P     =  Fraction of loan paid off during the projection period

      f(p) = Annual constant required to amortize the entire loan during the projection period

      R(r) = Overall terminal capitalization rate applied to net income to calculate total property reversion (sales price at the end of the projection period)

      1/S^n = Current worth of $1 factor (discount factor) at the equity yield rate

Using these symbols, the following formulas can be derived to express some of the components comprising this mortgage and equity valuation process.

Debt Service - A property's debt service is calculated by first determining the mortgage amount which equals the total value (V) multiplied by the loan-to-value ratio (M). Debt service is derived by multiplying the amount of the mortgage by the annual debt service constant (f). The following formula represents debt service.

                            f x M x V = Debt Service

Net Income to Equity (Equity Dividend) - The net income to equity (d(e)) is the property's net income before debt service (NI) less debt service. The following formula represents net income to equity.

                              NI - (f x M x V) = d(e)

Reversionary Value - The value of the hotel at the end of the tenth year is calculated by dividing the 11th year's net income before debt service (NI^11) by

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the terminal capitalization rate (R(r)). The following formula represents the property's tenth-year reversionary value.

                         (NI^11/R(r)) = Reversionary Value

Brokerage and Legal Costs - When a hotel is sold, certain costs are associated with the transaction. Normally, the broker is paid a commission and the attorney collects legal fees. In the case of hotel transactions, brokerage and legal costs typically range from 1% to 4% of the sales price. Because these expenses reduce the proceeds to the seller, they are usually deducted from the reversionary value in the mortgage equity valuation process. Brokerage and legal costs (b) expressed as a percentage of reversionary value (NI^11/R(r)) is calculated by application of the following formula.

                     b (NI^11/R(r)) = Brokerage and Legal Costs

Ending Mortgage Balance - The mortgage balance at the end of the tenth year must be deducted from the total reversionary value (debt and equity) in order to determine the equity residual. The formula used to determine the fraction of a loan remaining (expressed as a percentage of the original loan balance) at any point in time (P) takes the annual debt service constant of the loan over the entire amortization period (f) less the mortgage interest rate (i) and divides it by the annual constant required to amortize the entire loan during the ten-year projection period (f(p)) less the mortgage interest rate. The following formula represents the fraction of a loan paid off (P).

                              (f - i)/(f(p) - i) = P

If the fraction of a loan paid off (expressed as a percentage of the initial loan balance) is P, then the remaining loan percentage is expressed as 1 - P.

The ending mortgage balance is the fraction of the remaining loan (1 - P) multiplied by the initial loan amount (M x V). The following formula represents the ending mortgage balance.

                                 (1 - P) x M x V

Equity Residual Value - The value of the equity upon the sale at the end of the projection period (d(r)) is the reversionary value less the brokerage and legal costs and the ending mortgage balance. The following formula represents the equity reversionary value.

                (NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

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Annual Cash Flow to Equity - The annual cash flow to equity consists of the equity dividend for each projection year plus the equity residual at the end of the tenth year. The following formula represents the annual cash flow to equity.

                             NI^1 - (f x M x V) = d(e)^1

                             NI^2 - (f x M x V) = d(e)^2

                            NI^10 - (f x M x V) = d(e)^10

                (NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

Value of the Equity - If the initial amount of the mortgage is calculated by multiplying the loan-to-value ratio (M) by the property value (V), then the equity value is one minus the loan-to-value ratio multiplied by the property value. The following formula represents the value of the equity.

                                    (1 - M) V

Discounting the Cash Flow to Equity to the Present Value - The cash flow to equity in each of the projection years is discounted to the present value at the equity yield rate (1/S^n). The sum of all these cash flows is the value of the equity (1 - M) V. The following formula represents the calculation of equity as the sum of the discounted cash flows.

 (d(e)^1 x 1/S^1) + (d(e)^2 x 1/S^2) + . . .

                             + (d(e)^10 x 1/S^10) + (d(r) x 1/S^10) = (1 - M) V

Combine Equations: Annual Cash Flow to Equity and Discounting the Cash Flow to Equity to the Present Value - The last step is to arrive at one overall equation that shows that the annual cash flow to equity plus the yearly discounting to the present value equals the value of the equity.

       ((NI^1 - (f x M x V)) 1/S^1) + ((NI^2 - (f x M x V)) 1/S^2) + . . .

                        ((NI^10 - (f x M x V)) 1/S^10) +

    (((NI^11/R(r)) - (b (NI^11/R(r))) - ((1 - P) x M x V)) 1/S^10) = (1 -M) V

Because the only unknown in this equation is the property's value (V), it can be solved readily.

HVS International, Mineola, New York       Simultaneous Valuation Formula     5
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Ten-Year Projection of Income and Expense - Because the fixed and variable forecast of income and expense is carried out only to the stabilized year, it is necessary to continue the projection to the 11th year. In most instances, net income before debt service beyond the stabilized year is projected at an assumed inflation rate. By increasing a property's revenue and expenses at the same rate of inflation, net income expressed as a percentage of total revenue will remain constant, and the dollar amount will escalate at the annual inflation rate. Hotel investors are currently using inflation rates of approximately 3.5% annually. The previously presented ten-year forecast of income and expense illustrates the subject property's net income, which is assumed to increase by 3.5% annually subsequent to the hotel's stabilized year of operation.

Solving for Value Using the Simultaneous Valuation Formula - In the case of the subject property, the following known variables have been determined.

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Table 1 Summary of Known Variables
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Annual Net Income                      NI           See Ten-Year Forecast
Loan-To-Value Ratio                    M                    70.0%
Interest Rate                          i                     9.5%
Debt Service Constant                  f                 0.111856
Equity Yield                           Ye                   22.0%
Brokerage and Legal Fees               b                     3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years     fp                0.155277
Terminal Capitalization Rate           Rr                   11.5%

The following table illustrates the present worth of a $1 factor at the 22.0% equity yield rate.

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Table 2 Present Worth of $1 Factor at Equity Yield Rate
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                       Year                     Present Worth of $1
                                                  Factor @ 22.0%
          -------------------------------------------------------------------

                       1997                           0.819665
                       1998                           0.671851
                       1999                           0.550692
                       2000                           0.451383
                       2001                           0.369983
                       2002                           0.303262
                       2003                           0.248573
                       2004                           0.203747
                       2005                           0.167004
                       2006                           0.136887


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Using these known variables, the following intermediary calculations must be made before applying the simultaneous valuation formula.

The fraction of the loan paid off during the projection period is calculated as follows.

              P = (0.111856 - 0.095)/(0.155277 - 0.095) = 0.279638

The annual debt service is calculated as f x M x V.

                  (f x M x V) = 0.111856 0.70 x V = 0.078299 V

Inserting the known variables into the hotel valuation formula produces the following:

                  (3,548,000   -  0.078299  V ) x  0.819672  +
                  (3,044,000   -  0.078299  V ) x  0.671862  +
                  (3,040,000   -  0.078299  V ) x  0.550707  +
                  (3,152,000   -  0.078299  V ) x  0.451399  +
                  (3,261,000   -  0.078299  V ) x  0.369999  +
                  (3,378,000   -  0.078299  V ) x  0.303278  +
                  (3,501,000   -  0.078299  V ) x  0.248589  +
                  (3,627,000   -  0.078299  V ) x  0.203761  +
                  (3,756,000   -  0.078299  V ) x  0.167017  +
                  (3,888,000   -  0.078299  V ) x  0.136899  +

               (((4,024,000/0.115) - (0.03 x (4,024,000/0.115)) -

             ((1 - 0.279638) x 0.70 x V)) x 0.136899)= ( 1 - 0.70)V

HVS International, Mineola, New York       Simultaneous Valuation Formula     7
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       Like terms are combined as follows.

                      $17,696,860 - 0.376214 = (1 - 0.70)V
                                 $17,696,860 = 0.67621 V
                                           V = $17,696,860 / 0.67621
                                           V = $26,170,520

                   Value Indicated by the
                   Income Capitalization
                   Approach (Say)            = $26,171,000

HVS International, Mineola, New York         Qualifications of Kate B. Henriksen
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Kate B. Henriksen

Employment

1996 to present               HVS INTERNATIONAL
                              Mineola, New York
                              (Hotel Valuations, Market Studies, Feasibility
                              Reports, and Investment Counseling)

1992 to 1996                  STATLER HOTEL
                              Ithaca, New York

Spring, 1996                  CORNELL UNIVERSITY, SCHOOL OF HOTEL ADMINISTRATION
                              Ithaca, New York

Summer, 1995                  WESTGOR & ASSOCIATES, HOTEL AND MOTEL BROKERS OF
                              AMERICA
                              Minneapolis, Minnesota

Summer, 1994, 1995            MINNEAPOLIS MARRIOTT SOUTHWEST
                              Minnetonka, Minnesota

Summer, 1994                  MINNESOTA OFFICE OF TOURISM
                              Saint Paul, Minnesota

Education                     BS - School of Hotel Administration, Cornell
                              University

Professional Affiliations     Cornell Society of Hotelmen

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Anne R. Lloyd-Jones, CRE

Employment

1982 to present            HVS INTERNATIONAL
                           Mineola, New York
                           (Hotel/Motel Valuations, Market Studies,
                           Feasibility Reports, and Investment Counseling)

1981                       FAIRMONT HOTEL
                           Dallas, Texas

1979 - 1980                SAGA FOOD SERVICE
                           SWARTHMORE COLLEGE
                           Swarthmore, Pennsylvania

1977 - 1980                DARANNE CATERERS
                           Swarthmore, Pennsylvania


Professional Affiliations  American Society of Real Estate Counselors -
                             Member (CRE)
                           Appraisal Institute - Candidate for Membership Cornell Society of Hotelmen

Education

                           MPS - School of Hotel Administration,
                             Cornell University

                           BA - Swarthmore College

                           Appraisal Institute
                             Course 1A1 - Real Estate Appraisal Principles Course 1A2 - Basic Valuation Procedures
                             Course 1BA - Capitalization Theory and Techniques,
                                          Part A
                             Course 1BB - Capitalization Theory and Techniques,
                                          Part B
                             Course 2-1 - Case Studies in Real Estate Valuation Course 2-3 - Standards of Professional Practice Course 3-1 - Report Writing

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Corporate and Institutional Clients Served

Ashford Financial Corporation
Chase Manhattan Bank, N. A.
Citibank / Citicorp NA
Credit Lyonnais
Doubletree Hotels
Grand Heritage Hotels
Great Western Bank
Goldman Sachs
Holiday Inns, Inc.
Interstate Hotels
MassMutual
Marriott International / Host Marriott
Morgan Stanley
OCWEN Financial Services
Remington Hotels
Sheraton Hotels
Starwood Capital Group
Starwood Lodging Trust
Winegardner & Hammons
Wyndham Hotel Company


Hotel Chains and Management Companies Appraised or Evaluated

Doubletree Hotels
Compri Hotels
Interstate Hotels
Fairmont Hotels
Guest Quarters
Hilton Hotels Corporation
Omni International Hotels
Ramada Hotel Corp.
Servico Hotel Corp.
Winegardner & Hammons


Appearance as an Expert Witness

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Jefferson City, Missouri
Federal Bankruptcy Court, Columbia, South Carolina
Federal Bankruptcy Court, Houston, Texas
Federal Bankruptcy Court, New York, New York
Federal Bankruptcy Court, San Bernardino, California
Federal Bankruptcy Court, Los Angeles, California
Federal Bankruptcy Court, Charlotte, North Carolina
Federal Bankruptcy Court, Miami, Florida
Federal District Court, Central Division, Salt Lake City, Utah
Iowa District Court, Story County, Iowa
Texas District Court, Harris County, Texas
Federal Bankruptcy Court, Tampa, Florida
Utah District Court, Salt Lake County, Utah
Federal Bankruptcy Court, Newark, New Jersey

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated

Arizona
- Wyndham Garden Hotel, Chandler
- Wyndham Garden Hotel - Airport, Phoenix
- Wyndham Garden Hotel - Union Hills, Phoenix
- Canyon Ranch Spa & Fitness Resort, Tucson

Alabama

- Holiday Inn, Birmingham
- Proposed Sheraton, Gulf Shores
- Proposed Inn, Mobile
- Holiday Inn, Sheffield

California
- Industry Hills Sheraton Hotel, City of Industry
- Piccadilly Inn, Fresno
- Proposed Inn at Foss Creek, Healdsburg
- Sunset Towers Hotel, Hollywood
- Proposed La Quinta, Irvine
- Wyndham Garden Hotel, La Jolla
- Days Inn, La Palma
- Proposed Marriott Courtyard, Palm Springs
- Proposed Club Hilton Hotel, Pleasanton
- Center Pointe Development, San Diego
- Holiday Inn-Embarcadero, San Diego
- Holiday Inn-Harbor View, San Diego
- Seven Seas Lodge, San Diego
- Proposed Fountaingrove Inn, Santa Rosa
- Sheraton Round Barn Inn, Santa Rosa
- Wyndham Garden Hotel, Sunnyvale
- Westlake Plaza Hotel, Thousand Oaks
- Proposed Marriott Courtyard, Torrance

Colorado
- Proposed Hotel, Keystone

Connecticut
- Holiday Inn, Milford
- Holiday Inn, New Britain

District of Columbia
- Grand Hotel, Washington
- Wyndham Bristol Hotel, Washington

Florida
- Kon Tiki Village, Kissimmee
- Sheraton Lakeside, Kissimmee
- Holiday Inn, 22nd Street, Miami Beach
- Holiday Inn, 87th Street, Miami Beach
- Holiday Inn, 180th Street, Miami Beach
- Sheraton Resort & Marina, St. Petersburg
- Hilton Hotel, Singer Island
- Royce Hotel, West Palm Beach

Georgia
- Marriott Hotel, Atlanta
- Wyndham Garden Hotel, Atlanta
- Holiday Inn, Brunswick
- Holiday Inn, Jekyll Island
- Mullberry Inn, Savannah
- Royal Savannah Inn, Savannah

Hawaii
- Hobron in Waikiki, Honolulu

Idaho
- Holiday Inn, Boise
- Red Lion Inn, Boise
- Super 8, Boise

Illinois
- Ramada Inn, Bloomington
- Proposed Marriott Courtyard, Glenview
- Wyndham Garden Hotel, Naperville

Indiana
- Holiday Inn, Bloomington
- Inn at the Four Winds, Bloomington
- Ramada Inn, Bloomington
- Hilton Hotel, Fort Wayne
- Airport Hilton Inn, Indianapolis
- Hilton at the Circle, Indianapolis

Iowa
- Holiday Inn, Ames
- Proposed Fairfield Inn, Des Moines

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Kentucky
- Proposed Super 8, London
- Proposed Super 8, Radcliff

Louisiana
- Sheraton Inn, Kenner
- Hotel Meridien, New Orleans

Maine
- Proposed Hotel, Old Orchard Beach

Maryland
- Brookshire Hotel, Baltimore
- Lord Baltimore Hotel, Baltimore
- Hyatt Regency, Bethesda

Massachusetts
- Proposed Marriott Courtyard, Andover
- Hyatt Regency, Cambridge
- Proposed Hotel, Franklin
- Sheraton Inn, Hyannis
- Marriott Hotel, Worcester

Michigan
- Bay Valley Inn, Bay City
- Hilton Airport, Detroit
- Westin Renaissance Center, Detroit
- Hotel Pontchartrain, Detroit
- Proposed Embassy Suites, Lansing
- Hilton Inn, Northfield
- Holiday Inn, Saginaw

Minnesota
- Wyndham Garden Hotel, Bloomington
- Marriott Hotel, Minnetonka

Missouri
- Inn at Grand Glaize, Osage Beach
- Bel Air Hilton, St. Louis
- Holiday Inn Riverfront, St. Louis

Nebraska
- Holiday Inn Airport, Lincoln
- Holiday Inn Northeast, Lincoln

Nebraska (continued)
- Marriott Hotel, Omaha
- Ramada Inn, Omaha
- Red Lion Inn, Omaha

Nevada
- Proposed Super 8, Las Vegas

New Jersey
- Ramada Inn, Edison
- Marriott Hotel, Hanover
- Headquarters Plaza, Morristown
- Hyatt Regency, New Brunswick
- Holiday Inn, North Brunswick

New York
- Hilton Hotel, Albany
- Proposed Embassy Suites, Amherst
- Holiday Inn Arena, Binghamton
- Holiday Inn SUNY, Binghamton
- Proposed Hotel, Binghamton
- Proposed Hilton, Brooklyn
- Marriott Hotel, Dewitt
- Metropole Hotel, Flushing
- Midway Hotel, Flushing
- Ramada Inn, Kingston
- Royce Hotel, La Guardia
- Holiday Inn, Latham
- Proposed Crowne Plaza, Manhattan
- Proposed Prince Street Hotel, Manhattan
- Proposed Roslyn Inn, Roslyn
- Proposed Le Richmonde, Rye Brook
- Hilton Hotel, Syracuse
- Hotel Syracuse, Syracuse
- Proposed Hotel, Watertown

North Carolina
- Proposed Inn, Chapel Hill
- Proposed Indep. Center Marriott Hotel,
    Charlotte
- Royce Hotel, Charlotte
- Howard Johnson's North, Charlotte

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

North Carolina (continued)
- Holiday Inn West, Durham
- Sheraton University Inn, Durham
- Holiday Inn, Fayetteville
- Holiday Inn Downtown, Raleigh

Ohio
- Proposed Hyatt Hotel, Cleveland
- Proposed Marriott Hotel, Cleveland

Oregon
- Holiday Inn Airport, Portland
- Holiday Inn South, Portland

Pennsylvania
- Quality Inn, Allentown
- Holiday Inn, Bensalem
- Proposed Marriott Courtyard, Devon
- Proposed Lafayette Inn, Easton
- Ramada Inn, Erie
- Holiday Inn, Harrisburg
- Marriott Hotel, Harrisburg
- Proposed Super 8, Harrisburg
- Proposed Super 8, Lancaster
- Holiday Inn West, Monroeville
- Days Inn Philadelphia
- Franklin Plaza Hotel, Philadelphia
- Franklin Towne EconoLodge, Philadelphia
- Guest Quarters Hotel, Philadelphia
- Hilton Inn, Northeast, Philadelphia
- Marriott Airport Hotel, Philadelphia
- Holiday Inn Greentree, Pittsburgh
- Holiday Inn Parkway East, Pittsburgh
- Holiday Inn North, Pittsburgh
- Holiday Inn Parkway West, Pittsburgh
- Proposed Hotel, Pittsburgh
- Royce Hotel, Pittsburgh
- Westin William Penn Hotel, Pittsburgh
- Hilton Hotel, Scranton
- Proposed Marriott Courtyard, Valley Forge
- Holiday Inn Meadowlands, Washington
- Ramada Inn, York
- Proposed Super 8, York

Rhode Island
- Proposed Hotel, Providence
- Omni Biltmore Hotel, Providence

South Carolina
- Proposed Charleston Center Hotel, Charleston
- Proposed Cooper River Inn, Charleston
- Howard Johnson's, Spartanburg
- Proposed Middleton Inn and
    Conference Center, Charleston
- Best Western, North Charleston
- Proposed Marriott Courtyard, Columbia
- Fairfield Inn, Florence
- Holiday Inn, Florence
- Fairfield Inn, Greenville
- Proposed Marriott Courtyard, Greenville
- Fairfield Inn, Hilton Head
- Holiday Inn, Hilton Head

Tennessee
- Hampton Inn, Brentwood
- Proposed Marriott Courtyard, Brentwood
- Howard Johnson's, Chattanooga
- Sheraton Hotel, Chattanooga
- Howard Johnson's, Knoxville
- Proposed Capital Mall Convention Center Hotel,
    Nashville
- Clarion Maxwell House, Nashville
- Holiday Inn Briley Parkway, Nashville
- Proposed Marriott Courtyard, Nashville
- Sheraton Music City, Nashville
- Stouffer's Nashville Hotel, Nashville
- Proposed Super 8, Nashville
- Union Station Hotel, Nashville
- Wyndham Garden Hotel, Nashville
- Proposed Super 8, Union City

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Texas
- Proposed Marriott Courtyard, Addison
- Proposed Marriott Courtyard, Arlington
- La Mansion, Austin
- Proposed Marriott Courtyard, Bedford
- Airport Hilton, El Paso
- Hotel Meridien, Houston
- Sheraton Hotel, Houston
- Proposed Marriott Courtyard, Las Colinas
- Proposed Marriott Courtyard, North Dallas
- La Mansion Del Norte, San Antonio
- La Mansion Del Rio, San Antonio
- Proposed Marriott Courtyard, San Antonio
- Proposed Marriott Courtyard - Medical Center,
    San Antonio

Utah
- Deer Valley Resort, Park City
- Hilton Inn, Salt Lake City
- Holiday Inn, Salt Lake City
- Sheraton Hotel, Salt Lake City

Virginia
- Mountain Lake Hotel, Blacksburg
- Howard Johnson's, Bristol
- Boars Head Inn, Charlottesville
- Proposed Fairfield Inn, Hampton
- Proposed Embassy Suites, Herndon
- Ramada Renaissance, Herndon
- Proposed Marriott Courtyard, Manassas
- Omni Hotel, Norfolk

Virginia (continued)
- Proposed Marriott, Norfolk
- Howard Johnson's, Richmond
- Howard Johnson's, Roanoke
- Howard Johnson's, Roanoke Rapids
- Wyndham Hotel, Williamsburg

Washington
- Wyndham Garden Hotel, Bothell
- Redmond Hotel, Redmond
- Wyndham Garden Hotel, SeaTac

West Virginia
Proposed Budget Motel, Princeton

Wisconsin
- Proposed Granada Royale, Green Bay
- Holiday Inn-Downtown, Green Bay

Canada
- Inn on the Park, Toronto

Puerto Rico
- Carib Inn, San Juan

Virgin Islands
- Virgin Grand Beach Hotel, St. Thomas

Jamaica
- Holiday Inn, Montego Bay

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Stephen Rushmore, CRE, MAI, CHA

Employment
1980 to present

                     HVS INTERNATIONAL
                     Mineola, New York
                     (Hotel/Motel Valuations, Market Studies,
                     Feasibility Reports, and Investment Counseling)
1977 - 1980
1971 - 1974

                     HELMSLEY-SPEAR HOSPITALITY SERVICES, INC.
                     New York, New York
                     (Real Estate)
1974 - 1977

                     JAMES E. GIBBONS ASSOCIATES
                     Garden City, New York
                     (Mortgage Banking, Appraisals, Hotel Operations)
Affiliated
Ownership Interests

                     HVS INTERNATIONAL (SAN FRANCISCO, CALIFORNIA)
                     West coast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (MIAMI, FLORIDA)
                     Southeast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (BOULDER, COLORADO)
                     Midwest office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (VANCOUVER, CANADA)
                     Canadian office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (LONDON, ENGLAND)
                     European office for hotel/motel appraisals and counseling

                     HVS - EXECUTIVE SEARCH
                     Hotel/motel executive search and human resource consulting

HVS International, Mineola, New York                Qualifications of Stephen
                                                    Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     HVS - ECO SERVICES
                     Environmental consulting for hotels and motels; administrator of the ECOTEL designation

                     HOSPITALITY EQUITY INVESTORS, INC.
                     Hotel and motel investment and management company

                     TRUMBULL MARRIOTT HOTEL
                     General partner of a 324-room hotel and conference center

                     PRINCETON HOTEL ASSOCIATES
                     General partner of a 128-unit Residence Inn in Princeton, New Jersey

                     SEAVIEW GOLF RESORT ASSOCIATES
                     General partner of a 298-unit, 424-acre Marriott resort in Absecon, New Jersey

                     SHELTON HOTEL ASSOCIATES
                     General partner of a 96-unit Residence Inn in Shelton, Connecticut

                     DANBURY HOTEL ASSOCIATES
                     General partner of a 243-unit Hilton Hotel in Danbury, Connecticut

                     PRUDENTIAL - HEI JOINT VENTURE
                     Joint venture partner with Prudential Insurance Company of America on a 234-unit Embassy Suites in Atlanta, Georgia

                     WESTPORT NORFOLK ASSOCIATES
                     General partner of a 425-unit Omni Hotel in Norfolk,
                     Virginia

                     WESTPORT BWI, LLC
                     General partner of a 310-unit Marriott Hotel in Baltimore, Maryland

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     WESTPORT RARITAN, LLC
                     General partner of a 274-unit Crowne Plaza Hotel in Raritan, New Jersey

                     WESTPORT NOVI, LLC
                     General partner of a 193-unit Hilton Hotel in Novi,
                     Michigan

                     WESTPORT LONG BEACH, LLC
                     General Partner of a 460-unit Sheraton Hotel in Long Beach, California

                     WESTPORT PARK RIDGE, LLC
                     General Partner of a 265-unit hotel and conference center in Valley Forge, Pennsylvania

                     WESTPORT CHARLESTON, LLC
                     General Partner of a 295-unit Hilton Hotel in Charleston, South Carolina

                     HOSPITALITY VALUATION SOFTWARE, INC.
                     Founder of software company that develops and distributes hotel financial analysis software

Hotels Managed

                     Sheraton Hotel, Smithtown, New York
                     Marriott Hotel, Baltimore Airport, Maryland
                     Hilton Hotel, Danbury, Connecticut
                     Residence Inn, Princeton, New Jersey
                     Embassy Suites, Atlanta Airport, Georgia
                     Omni Hotel, Norfolk, Virginia
                     Crowne Plaza, Raritan, New Jersey
                     Hilton Hotel, Novi, Michigan
                     Sheraton Hotel, Long Beach, California
                     Hilton Hotel, Charleston, South Carolina
                     Park Ridge Hotel and Conference Center, Valley Forge, Pennsylvania
                     Hilton Hotel, Wilmington, Delaware

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Professional Affiliations

                     American Society of Real Estate Counselors - Member (CRE)
                     - Board of Governors

                     Appraisal Institute - Member (MAI) (SREA)
                     - Developer and Instructor, Hotel Investment and Valuation Seminar
                     - Developer and Instructor, Hotel Computer Valuation
                     Seminar

                     American Hotel and Motel Association
                     - Certified Hotel Administrator (CHA)
                     - Industry Real Estate Financing Advisory Council (IREFAC)

                     International Society of Hospitality Consultants - Member
                     (ISHC)

                     New York University - Adjunct Assistant Professor of Nutrition, Food and Hotel Management

                     Michigan State University - Honorary Faculty, Honorary Alumnus

                     Certified General Appraiser - Arizona, Colorado, Connecticut, Delaware, District of Columbia, Georgia, Illinois, Massachusetts, Michigan, Minnesota, Nebraska, New Jersey, New York, Oregon, Pennsylvania, South Carolina, Tennessee, Utah, Virginia

                     Licensed Real Estate Broker - New York, Pennsylvania

                     Board of Advisers
                     - Real Estate Finance Journal
                     - Real Estate Workouts & Asset Management

                     American Arbitration Association - National Real Estate Valuation Council

                     Cornell Society of Hotelmen

                     New York University Masters in Hospitality Management - Advisory Board

                     New York University Hospitality Investment Conference - Board of Advisors

                     Beta Gamma Sigma - National Honor Society in Business and Management

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Endowment

                     Hospitality Valuation Services Professor of Hotel Finance and Real Estate
                     - School of Hotel Administration, Cornell University (currently held by Professor James J. Eyster)

Education

                     BS - School of Hotel Administration, Cornell University

                     MBA - Graduate School of Business Administration (Finance), University of Buffalo

                     Candidate for PhD - School of Education, Department of Food Service Management, New York University

Partial List of Teaching and Lecture Assignments

                     Cornell University - Computer Valuation Techniques Michigan State University - Hotel Management Contracts University of North Carolina - Hotel Market Studies University of Virginia - Assessing Hotels
                     American Arbitration Association - Real Estate Arbitration American Hotel and Motel Association - Hotel Obsolescence Appraisal Institute - Hotel Valuation (over 50 seminars) International Association of Assessing Officers - Hotel Valuation
                     Montreal Appraisal Society - Total Project Analysis Society of Real Estate Appraisers - Lease Seminar Lodging Hospitality - Lodging Summit

Published Books
and Seminars

Textbooks
                     The Valuation of Hotels and Motels,
                     Appraisal Institute, Chicago, Illinois, 1978

                     Hotels, Motels and Restaurants: Valuations and Market Studies,
                     Appraisal Institute, Chicago, Illinois, 1983

                     How to Perform an Economic Feasibility Study of a Proposed Hotel/Motel,
                     American Society of Real Estate Counselors, Chicago, Illinois, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Books and Seminars (continued)

Textbooks (continued)

                     Hotel Investments: A Guide for Owners and Lenders, Warren, Gorham and Lamont, Inc., New York, New York, 1990

                     The Computerized Income Approach to Hotel Market Studies and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1990

                     Hotel Investments: A Guide for Owners and Lenders, 1992 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotel Investments: A Guide for Owners and Lenders, 1993 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1992

Student Manuals

                     The Valuation of Lease Interests,
                     Society of Real Estate Appraisers, Chicago, Illinois, 1976

                     Hotel-Motel Valuation Seminar,
                     Appraisal Institute, Chicago, Illinois, 1981, 1988, 1990

                     The Computerized Approach to Hotel Market Studies and Valuations Seminar,
                     Appraisal Institute, Chicago, Illinois, 1991

Demonstration Appraisal

                     Demonstration Appraisal of a Proposed Hotel, Spring Valley, New York, Hospitality Valuation Services, Mineola,
                     New York, 1983, 1990

Chapters

                     The Real Estate Handbook-Second Edition, Dow Jones-Irwin, 1989, "Hotels and Motels"

                     Arbitration of Real Estate Valuation Principles, American Arbitration Association, 1987, "Arbitration in the Hospitality Industry"

                     Ethics in Hospitality Management: A Book of Readings, Educational Institute of the American Hotel and Motel Association, 1992, "Ethics in Hotel Appraising"

                     The Lodging and Food Service Industry, Educational Institute of the American Hotel and Motel Association, 1993, "Insider's Insights"

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles

The Appraisal Journal

                     "Using Total Project Analysis to Compete for Investment
                      Capital," October, 1975
                     "The Appraisal of Food Service Facilities," July, 1980 "Publish and Prosper," October, 1980
                     "Valuation of Hotels and Motels for Assessment Purposes,"
                      April, 1984
                     "Adjusting Comparable Sales for Hotel Assessment Appeals,"
                      July, 1986
                     "Hotel Business Value and Working Capital: A
                      Clarification," January, 1987
                     "Ethics in Hotel Appraising," July, 1993

The Appraiser

                     "Hotel-Motel  Appraisal  Misconceptions  Set  Straight,"
                      January, 1979
                     "No Conventional Financing Available for Hotels: Rushmore,"
                      December, 1979
                     "Estimating Hotel Land Values Using Comparable Ground
                      Leases," April, 1980

Bulletin of the
Cornell Society of
Hotelmen

                     "Employment Philosophy for a Consulting Practice," July,
                      1984

Business Travel News

                     "A Snapshot of a Classic Recovery," July, 1995

The Canadian Appraiser

                     "Hotel/Motel Market Sales Update," Summer, 1987

Capital Sources for Real Estate

                     "Stephen  Rushmore  Discusses the Future of the Lodging
                      Industry," December, 1994

Cayuga Advisor

                     "Secrets to Success in Consulting," October, 1992

Chapter News and Notes

                     "Quantifying a Hotel's Business Value," November, 1979

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles
(continued)

Cornell Hotel &
Restaurant
Administration
Quarterly

                     "A Preliminary Market Study," November, 1974
                     "How Much is Your Place Worth  Today?  A Case Study in
                      Hotel - Motel Valuation," May, 1975
                     "What Can Be Done About Your Hotel's Real Estate Taxes?"
                      May, 1977
                     "The Appraisal of Lodging Facilities," August, 1978
                     "The Appraisal of Food Service Facilities," February,
                      1979
                     "The Appraisal of Lodging Facilities - Update," November,
                      1984
                     "Hotel Sales Prices Down More Than 12%," May, 1991
                     "Seven Current Hotel Valuation Techniques," August, 1992 "The Valuation of Distressed Hotels," October, 1992
                     "Hotel Lending in the 1990's: Amateurs Beware,"
                      December, 1994
                     "Investment Values of Lodging Property: Modeling the
                      Effects of Income Taxes and Alternative Lender Criteria," December, 1995

FCI Spec Sheet

                     "Employment  Philosophy  for  a  Consulting  Practice,"
                      September, 1984

Florida Hotel & Motel Journal

                     "Rushmore Reports Rising Hotel Prices," February, 1995

Hotel and Motel Management

                     "Average Rate vs. Project Cost," May 1, 1974
                     "How to Increase the Marketability of Your Motel," April,
                      1981
                     "Tougher Lending, Lower Room Rate Hikes On Way?" June, 1981 "What is That Mortgage Loan Going to Cost You?" August,
                      1981
                     "How to Perform a Study of Your Property's Market,"
                      October, 1981
                     "How do High Interest Rates Affect Your Motel's Value?"
                      December, 1981
                     "How to Buy a Feasibility  Study That Works for You,"
                      February, 1982
                     "Settling Lease Conflicts  Quickly Through  Arbitration,"
                      April, 1982

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Hotel and Motel Management (continued)

                     "Are Casino Hotels Really Worth $500,000 Per Room?" June,
                      1982
                     "Discount Rates and Internal Rate of Return," August,
                      1982
                     "Determining a Property's Extended Life Cycle,"
                      November, 1982
                     "Using Microcomputers for Forecasting," December, 1982 "Update on Hotel Development Costs," January, 1983 "Estimating a Site's Worth by Finding Its Profit Value,"
                      June, 1983
                     "Hotel Construction May Be Slowing Down a Little Bit,"
                      April, 1983
                     "The Investor's Risk Sways to Prevailing Economic Winds,"
                      August, 1983
                     "Is Your Property Tax at as Low a Level as it Should Be?"
                      October, 1983
                     "The Ultimate Guest Room: Could it Ever Exist Anywhere?"
                      December, 1983

Hotel-Motor Inn Journal

                     A Preventive Maintenance System for Motels," March, 1975

Hotel Valuation Journal

                     "Hotel Valuation Index Peaks During 1989," Fall, 1990 "Hotel Development Costs," Winter, 1991
                     "Hotel Valuation Index for 1990," Spring, 1991
                     "Bad Year for Hotel Sales Prices Confirmed," Spring, 1992 "Hotel Sales Prices on the Rise," Fall, 1994
                     "United States Hotel Values Climb," Spring/Summer, 1995 "It's Time for Franchise Reform," Fall, 1995

Institutions/
Volume Feeding

                     "Greater Risk/Greater Profit Potential:  Hotel Management
                      Contract," May, 1973

Lodging Hospitality

                     "How to Finance Renovation Projects," January, 1974 "Controlling Your Real Estate Taxes," July, 1978 "Putting Together a Sound Financial Package," December,
                      1978
                     "Favorable Outlook for Lodging Values," December, 1983 "Are Your Property Taxes Too High? (Part I and II)," May
                      and June, 1984

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Hotel Development Costs," July, 1984
                     "The Right Management Contract for You," September, 1984 "Selecting the Firm to Prepare Your Feasibility
                      Study," October, 1984
                     "A Quick How-To In Hotel Valuation," November, 1984 "Updating Lodging Interest Rates," December, 1984
                     "Is Your Guest Experience Up to Par?" January, 1985
                     "How to Perform a Breakeven Analysis," May, 1985 "Evaluating Operating Performance," June, 1985
                     "Hotel Lenders Toughen Underwriting Requirements," July,
                      1985
                     "Don't Forget the Pre-Opening Agreement," August, 1985 "Management Companies Should Participate in Financing,"
                      October, 1985
                     "Current Techniques for Valuing Hotel Land," November, 1985 "Hotel Development Costs," December, 1985
                     "Sourcing Debt Into the 1990's," January, 1986
                     "Hotel Valuation Thumb Rule," February, 1986
                     "Value in Use Versus Value in Exchange," March, 1986 "Stretching Feasibility," April, 1986
                     "The Management Question," May, 1986
                     "How to Commission a Feasibility Study," June, 1986
                     "Macro Trends Affecting Property Values," July, 1986 "Hotel-Motel Market Sales Update," August, 1986
                     "Financing Alternatives: Zero Coupon Mortgages," September,
                      1986
                     "Forecasting Lodging Energy Costs," October, 1986 "Portfolio Financing a Better Way," November, 1986
                     "Profit by Looking at History," December, 1986
                     "Why New York Isn't Overbuilt," February, 1987
                     "How to Discourage Hotel Overbuilding: A Case Study,"
                      April, 1987
                     "Structuring an Incentive Management Fee," June, 1987

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Franchising Questions and Answers," July, 1987 "Comparing Hotel Development Costs," August, 1987 "Understanding Economic Life," September, 1987
                     "Prices Rise for Lodging Properties," October, 1987 "Management Companies Are Key to Success," November, 1987 "Evaluating a Management Contract Fee Structure,"
                      December, 1987
                     "Check Profits Before Selecting Hotel Operator," January,
                      1988
                     "It's a Good Time to Review Your Taxes," February, 1988 "How to Use a Management Company Rating System," March,
                      1988
                     "Make Sure Management Contracts Contain These Terms,"
                      April, 1988
                     "Hotel Access and Visibility," May, 1988
                     "Chain Sale Strategies," July, 1988
                     "Evaluating a Hotel Franchise," August, 1988
                     "Evaluating Franchise Fees," September, 1988
                     "Opportunities in Economy Lodging," October, 1988
                     "How to Obtain a Hotel Mortgage," November, 1988 "Arbitration in the Hospitality Industry," December, 1988 "Lodging Development Cost Update," January, 1989 "Amenities as Profit Builders," February, 1989
                     "Hotel Values Mirror the Times," March, 1989
                     "Forecasting Revenue and Expenses," April, 1989
                     "Real Estate Jargon Made Simple," May, 1989
                     "Pricing a Management Contract," June, 1989
                     "Trends in Valuation," July, 1989
                     "Rescuing the Distressed Hotel," August, 1989
                     "Shielding Against Incompetence," September, 1989
                     "Hotel Valuation Revisited," October, 1989
                     "New Breed of Hard Budgets," November, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Figuring Cap Rates," December, 1989
                     "A Glance Backward," January, 1990
                     "Costs Creeping Up," February, 1990
                     "Valuing Distressed Properties," March, 1990
                     "Cap and Discount Rates," April, 1990
                     "An Open Letter," May, 1990
                     "Misconceptions About Appraisals," June, 1990
                     "Hotel Values Still Growing," July, 1990
                     "Hotel Renovation is Key to `90s," August, 1990 "Time Right for Hotel Leases," September, 1990 "Getting a Fix on Rates," October, 1990
                     "The Wrinkles of Class," November, 1990
                     "A Glance Backward," December, 1990
                     "The Price Dropoff," January, 1991
                     "The Cost Washout," February, 1991
                     "Survival of the Fittest," March, 1991
                     "Looking Out and Up," April, 1991
                     "The Bottom is in Sight," May, 1991
                     "The Pitfalls of Liquidation," June, 1991
                     "Extra! Extra! Hospitality News," July, 1991
                     "The Art of Hotel Renovation," August, 1991
                     "No Better Time for a Tax Review," September, 1991 "No Time for Passivity," October, 1991
                     "What a Franchise Really Costs," November, 1991
                     "In Case You Hadn't Heard," January, 1992
                     "Negotiation - The Name of the Game," February, 1992 "Now Could be the Time to Build," March, 1992
                     "The Well May Stay Dry," April, 1992

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Hotel Life Expectancy," May, 1992
                     "Hotel Values - What a Downer," June, 1992
                     "How to Make Money Now," July, 1992
                     "Hotel Chain Class Survey," August, 1992
                     "Budget Dining with Rushmore," September, 1992 "Bookings Up, Rates Will Follow," October, 1992 "Hospitality Master's Good Preparation," November,
                      1992
                     "What's New on the Job Front?" January, 1993
                     "Where Have All the Hotels Gone?" February, 1993 "Hotel Building Costs Continue to Fall," March, 1993 "Hotel Values Head Upward," April, 1993
                     "The Rise and Fall of Trophy Hotels," May, 1993 "Hotel Sales and Prices Rebound," June, 1993
                     "Third Parties Loosening Purse Strings," July, 1993 "Beyond Recycling: The Ecotel," August, 1993
                     "Time to Reduce Property Taxes," September, 1993 "Lodging: The Way I See It," October, 1993
                     "Choosing an Appraiser," November, 1993
                     "Who Needs an Asset Manager?" January, 1994
                     "Investing by the Numbers," February, 1994
                     "Fire Your Staff and Lease Them Back," March, 1994 "Published Rates Hint at Recovery," April, 1994
                     "Now is the Time to Start Building," May, 1994 "Hotel Values Heading Up," June, 1994
                     "Farewell, Friend," July, 1994
                     "Sales Prices Creeping Up," August, 1994
                     "Selecting Green Hotel Supplies," September, 1994 "Don't Write Off Full-Service Hotels," October,
                      1994

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Lodging REIT's Are on the Rise," November, 1994 "Going Back to the Future," January, 1995
                     "How much do Managers Make?" March, 1995
                     "Lodging Transactions Soared in '94," April, 1995 "Hotel Development Costs on the Rise," May, 1995 "Hotel Values up Significantly," June, 1995
                     "What a Franchise Costs over the Long Term," July,
                      1995
                     "Road Food Part II," August, 1995
                     "It's Time for Franchise Reform," September, 1995 "Extended Stay May Not Extend Your Profits,"
                      October, 1995
                     "The Year as I See It," November, 1995
                     "Cap Rate 101," January, 1996

Michigan Lodging

                     "Hotel Development Costs," January, 1988

The Mortgage and Real Estate Executives Report

                     "Atlantic City Building Game Involves High Stakes,"
                      August, 1979
                     "How Interest Rates Affect Real Estate Values,"
                      June, 1982
                     "Update on Hotel Development Costs," May 1, 1983

Motel-Hotel Insider

                     "The  $100,000  Plus  Hotel  Room Has Become a
                      Reality," November 19, 1979
                     "Update on Hotel Development Costs," April 4, 1983

NAIFA - The
Appraisal Review

                     "Hotel Valuation Techniques," Vol. 44, 1991

Real Estate Digest

                     "Why Should the Management Team be Important to
                      Hotel Lenders," Fall, 1988

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate
Finance Journal

                     "What is a Typical Fee for a Hotel Management
                      Contract?" Fall, 1988
                     "Hotel Franchise Fees," Winter 1989
                     "Why the Management Team Should be Important to
                      Hotel Lenders," Spring, 1989
                     "Hotel Values and Costs," Summer, 1989
                     "Structuring a Hotel Investment," Fall, 1989
                     "A Guide for Lenders Holding  Distressed  Hotel
                      Loans," Winter, 1990
                     "Estimating  Current  Interest  Rates  for Hotel
                      Financing," Spring, 1990
                     "Hotel Valuation Techniques," Summer, 1990
                     "Now is the Time to Review Your Hotel's Property
                      Taxes," Fall, 1990
                     "Property Tax Assessments for Hotels and Motels,"
                      Winter, 1991
                     "Putting Together Hotel Management  Agreements -
                      Part I," Spring 1991
                     "Putting Together Hotel Management  Agreements -
                      Part II," Summer, 1991
                     "The 1980s - The Decade of Change," Fall, 1991
                     "An Overview of the Hotel Industry: Past, Present,
                      and Future," Spring, 1994

Real Estate Forum

                     "Casino Hotels Raise Valuation Questions,"
                      November, 1981

Real Estate
Investment Ideas

                     "How Fuel and Energy Shortages Should Affect Investment
                      Decisions in the Hospitality Industry," March, 1974
                     "Upward Trend Continues for Sales Price of Hotel-Motel
                      Properties," May, 1988
                     "High Prices Paid for Hotel-Motel Properties," February,
                      1990

Real Estate Issues

                     "Employee Compensation for a Consulting Practice,"
                      Fall/Winter, 1985
                     "Hotel/Motel Market Sales Update," Spring/Summer,
                      1987

Real Estate Newsletter

                     "Computers in Hotel Appraising," May 15, 1989

Real Estate
Investment Ideas

                     "Hotel-Sales Update," Winter, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate Review

                     "Valuing Motels and Hotel in the Current Market,"
                      Fall, 1972
                     "Dealing With Distressed Hostelry Loans," Fall, 1975 "The Mortgage Underwriting Consultant Comes of
                      Age," Fall, 1977
                     "Real Estate Compensation," Winter, 1987

Real Estate Workouts
and Asset Management

                     "Stephen Rushmore on Directions in the Hospitality
                      Industry," September, 1992

Real Values

                     "Hotel Construction Cost Update," April, 1986

Restaurant and
Hotel Design
                     "How Much Should the Renovation Be?" March, 1986
                     "14 Notable Hotel Development Firms," December, 1987

Rushmore on Hotel Valuation

                     "Mortgage - Equity," Winter, 1979
                     "Atlantic City - From Bust to Boom," Winter, 1979 "Mortgage - Equity," Spring, 1979
                     "Developing Mortgage Data," Spring 1979
                     "Gasoline and Market Values, " Spring, 1979
                     "Mortgage - Equity," Fall, 1979
                     "Quantifying a Hotel's Business Value," Fall, 1979 "What Has Happened to Typical Hotel-Motel
                      Development Costs?," Fall, 1979
                     "Mortgage-Equity," Winter, 1980
                     "Extending Hotel Economic Life Through Renovation,"
                      Winter, 1980
                     "Estimating Hotel Land Values Using Comparable
                      Ground Leases," Winter, 1980
                     "Quantifying the Value of Personal Property to a
                      Going Hotel," Spring, 1980
                     "Recent Changes in New York City's Hotel Market,"
                      Spring, 1980
                     "Hotel-Motel Economic Lives," Fall, 1980
                     "Mortgage - Equity," Fall, 1980
                     "Mortgage - Equity," Winter, 1981
                     "Developing Mortgage Data," Winter, 1981
                     "Statistical  Support  for  Food  and  Beverage
                      Projections," Winter, 1981
                     "Mortgage - Equity," Spring/Summer, 1981

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Rushmore on Hotel Valuation (continued)

                     "Quantifying a Hotel's Demand," Spring/Summer, 1981
                     "A Five-Year Overview of Typical Hotel-Motel
                      Development Costs," Spring/Summer, 1981
                     "Mortgage - Equity," Winter/Spring, 1982
                     "Update on Hotel Capitalization Rates,"
                      Winter/Spring, 1982
                     "Mortgage - Equity," Summer/Fall, 1982
                     "Are Casino Hotels Really Worth $500,000 Per Room?"
                      Summer/Fall, 1982
                     "The Hotel-Motel Life Cycle, Summer/Fall, 1982
                     "Mortgage - Equity," Winter/Spring, 1983
                     "Update on Hotel Development Costs," Winter/Spring, 1983 "The Valuation of Hotels and Motels for Assessment
                      Purposes," Winter, 1984
                     "Hotel Capitalization Rates," Summer, 1984
                     "Hotel Development Cost Survey," Summer, 1984
                     "Selecting a Hotel Management Company," Fall, 1984 "Hotel Capitalization Rates," Spring, 1985
                     "How to Perform a Breakeven Analysis," Spring, 1985 "Hotel Capitalization Rates," Winter, 1986
                     "Hotel Development Costs," Winter, 1986
                     "Hotel Valuation Survey," Winter, 1987
                     "Impact of New Tax Laws on Hotel Values," Winter, 1987 "Hotel-Motel Market Sales Update," Winter, 1987 "Structuring an Incentive Management Fee," Fall, 1987 "Understanding Your Hotel's Economic Life," Fall, 1987 "Hotel Development Costs," Fall, 1987
                     "Hotel, Motel Market Sales Update," Winter, 1988 "Amenity Creep," Winter, 1989
                     "Hotel Franchise Fees," Winter, 1989
                     "Hotel Valuation Index," Fall, 1989
                     "Latest Trends in Hotel Values," Fall, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Tri-State Real Estate Journal

                     "Across the Nation: Hotel Sale Prices Escalate on Average,"
                      December 23, 1994

U.S. Real Estate Week

                     "All-Suites Market Entering Second Phase," May 4, 1987

Valuation

                     "Hotel-Motel Market Sales Update," February, 1987

Quarterly Newsletter
Hotel Valuation Journal

                     Professional newsletter with a circulation of 10,000

Real Estate Column
Lodging Hospitality

                     Real estate editor for a major monthly hospitality periodical

Hospitality Column
Real Estate Finance Journal

                     Contributing hospitality editor

Computer Software
Hospitality Valuation Software

                     Hotel financial software for room night analyses, income and expense forecasts, and valuation calculations - developed and distributed for the Appraisal Institute

Hotel-Motel Data
Hospitality Market Data
Exchange

                     National clearinghouse for information pertaining to hotel and motel transactions

Hotel Valuation Index

                     National index of hotel value trends for 24 individual market areas

Hospitality Seminar Series

                     Intensive short courses for hotel and restaurant professionals

Hotel Franchise Fees Analysis Guide

                     Analysis of hotel franchise fees and costs

Hospitality Bibliography

                     Comprehensive literature index of hotel and restaurant books and articles

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Awards
Robert H. Armstrong Award

                     For the most significant contribution to The Appraisal Journal in 1975

Activities

                     Commercial pilot, instrument, multi-engine; sailing; skiing

Corporate and Institutional Clients Served

Aetna Life Insurance
AIG Real Estate Investment
Aldrich Eastman and Waltch
Allstate
American Airlines
America's Best Inns
Arthur Anderson & Company
Bankers Trust Company
Bank of America
Bank of Boston
Bank of Montreal
Bank of New York
Bank of Nova Scotia
Bank of Tokyo
Bank One-Columbus
Banque Indosuez
Barclay's Bank
Baybank Boston
The Beacon Companies
Bear, Stearns & Company, Inc.
Best Inns
Best Western International
Boykin Management Co.
Bradbury Suites
C. Itoh
Caesar's World
California Dept. of Transportation
Chase Lincoln First Bank, N.A.
Chase Manhattan Bank
Chemical Bank
Chrysler Capital Corporation
CIGNA
Citibank
Citicorp Real Estate
City of Boston
City of Detroit
City of Grand Rapids
City of Kalamazoo
City of Orlando
City of Philadelphia
City of Santa Monica
City of Toronto
Columbia Sussex Corporation
Continental Illinois National Bank
Copley Real Estate Advisors
Corporex Development
CRI, Inc.
Cushman and Wakefield
Days Inns
Edward J. DeBartolo Corp.

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and Institutional Clients Served (continued)

Deer Valley Ski Corporation
Doubletree Hotels
Drury Inns
Econo Lodge
Economic Development Admin.
EIE Regent International
Embassy Suites
Equitable Life Assurance
Equitable Real Estate Investment
European American Bank
Fairmont Hotels
Federal Deposit Insurance Corp.
First Boston
First California Savings
First Interstate Bank
First National Bank of Chicago
Four Seasons Hotels
Goldman, Sachs
Greater Orlando Aviation Authority
Great Western Bank
Great Western Savings
Guest Quarters
Hampton Inns
Hilton Hotels, Corp.
Hilton International
Holiday Corporation
Holiday Inns
Home Savings of America
Howard Johnson's
Hudson Hotels Corporation
Hyatt Hotels
Industrial Bank of Japan
Interstate Hotels
The Irvine Company
ITT Commercial Finance Corp.
Japan Airlines
JDC (America) Corporation
John Q. Hammons
John Hancock Life Insurance
Johnson & Wales College
Kenneth Leventhal & Assoc.
Kidder Peabody & Company, Inc.
La Quinta
Larken, Inc.
Lexington Companies
Loews Hotels
Harry Macklowe Real Estate
Marine Midland Bank, N.A.
Marriott Corporation
MA Bay Transit Authority
Massachusetts Mutual Life
Mellon Bank
Meridien Hotels
Merrill Lynch
Merrill Lynch Capital Markets
Metropolitan Life Insurance
Microtel
Midlantic Bank

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and Institutional Clients Served (continued)

Mitsubishi
Morgan Guaranty Bank & Trust Co.
J.P. Morgan Investment Management
Morgan Stanley
Motel 6, Inc.
Mutual Benefit Co.
National Westminster Bank
New York Life Insurance
Nippon Credit Bank
Nomura Securities Int'l
North American Taisei Corporation
Northwestern Mutual Life
Omni Hotels
Parabas Bank
Prime Motor Inns
Property Capital Trust
Prudential Life Insurance
Radisson Hotels
Ramada Inns
Red Lion Inns
Regent International
Registry Hotels
Residence Inns
Resolution Trust Corporation
Rhode Island Hospital Trust
Ritz-Carlton Hotels
Rodeway Inns
Rose Associates
Salomon Brothers
San Antonio Hotel/Motel Assoc.
Sanwa Bank
Security Pacific Bank
Servico Management Corp.
Sheraton Hotels
Sonesta Hotels
Sonnenblick-Goldman
Steamboat Ski Corporation
Stouffer Hotels
Stratton Corporation
Sumitomo Bank
Summerfield Hotel Corporation
Super 8 Hotels
Swiss Bank Corporation
Taisei
Texas Commerce Bancshares, Inc.
Tishman Realty Corporation
Trans World Airlines
Travelers Insurance
TraveLodge
Trusthouse Forte
UBS Securities
Union Labor Life
United Bank of Switzerland
United Inns, Inc.
United States Steel
Universal Hotels
U.S. Air Force
U.S. Department of Justice

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and
Institutional Clients
Served (continued)

U.S. Department of the Army
U.S. Department of the Interior
U.S. Economic Development Authority
U.S. Trust Company
Walt Disney Productions
Westin Hotels
Williams Hospitality Corporation
Winegardner & Hammons
Winthrop Financial Associates
Wyndham Hotels
Zeckendorf Company

Appearance as
an Expert Witness

Administrative Law Court - SEC, Washington, DC
Appellate Tax Board, Boston, Massachusetts
Arbitration, Wayne, New Jersey
Assessment Appeals Board, Los Angeles County, Los Angeles, California Board of Equalization and Review, Washington, District of Columbia (2) Board of Taxation, Atlantic City, New Jersey
Bureau de Revision Evaluation Fonciere du Quebec, Montreal, Canada Circuit Court, Orange County, Orlando, Florida
Condemnation Review Board, Minneapolis, Minnesota
Corporation Committee, Rhode Island State Senate
Court  of  Common  Pleas,  Allegheny  County, Pennsylvania
Court of Common Pleas, Franklin County, Ohio
Court of Common Pleas, Montgomery, Pennsylvania
Court of Common Pleas, Pittsburgh, Pennsylvania
Court of Common Pleas, Philadelphia, Pennsylvania
Court of Queen's Bench of Alberta, Canada
District Court, Arapahoe County, Colorado
District Court, Dallas County, Texas
District Court, Harris County, Texas
District Court, Tarrant County, Texas
District  Court,  Hennepin  County,  Minneapolis, Minnesota
District Court, Knoxville, Tennessee
Federal Bankruptcy Court, Oakland, California
Federal Bankruptcy Court, Los Angeles, California

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Appearance as
an Expert Witness
(continued)

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Denver, Colorado
Federal Bankruptcy Court, District of Columbia
Federal Bankruptcy Court, Miami, Florida (2)
Federal Bankruptcy Court, Chicago, Illinois
Federal Bankruptcy Court, New Orleans, Louisiana
Federal Bankruptcy Court, Greenbelt, Maryland
Federal Bankruptcy Court, Baltimore, Maryland
Federal Bankruptcy Court, Rockville, Maryland
Federal Bankruptcy Court, Boston, Massachusetts
Federal Bankruptcy Court, Grand Rapids, Michigan
Federal Bankruptcy Court, Las Vegas, Nevada
Federal Bankruptcy Court, Newark, New Jersey (2)
Federal Bankruptcy Court, Manhattan, New York (2)
Federal Bankruptcy Court, Westbury, New York
Federal Bankruptcy Court, Philadelphia, Pennsylvania
Federal Bankruptcy Court, Reading, Pennsylvania
Federal Bankruptcy Court, Salt Lake City, Utah
Federal Bankruptcy Court, Madison, Wisconsin (2)
Federal District Court, Rochester, New York
Federal District Court, Philadelphia, Pennsylvania (2)
Judicial  Arbitration  and  Mediation  Services, Dallas, Texas
Michigan Tax Tribunal, Detroit, Michigan
New Jersey Tax Court, Newark, New Jersey (2)
Superior Court, District of Columbia
Superior Court, Clayton County, Georgia (2)
Superior Court of North Carolina
Superior Court, Nashua, New Hampshire
Supreme Court, New York State, Buffalo, New York
Supreme Court, New York State, Manhattan, New York
Supreme Court, New York State, Riverhead, New York

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Appearance as
an Expert Witness
(continued)

Tax Review Board, San Joaquin County, Stockton, California
Tax Review Board, Bangor, Maine
Tax Review Board, Schenectady, New York
Tax Review Board, Yorktown, New York
Tax Review Board, North Carolina
Tax Review Board, Philadelphia, Pennsylvania (2)
U.S. District Court, Wilmington, Delaware
U.S. District Court, Madison, Wisconsin

  ==============================================================================
  Partial List of Hotels/Motels, Appraised or Reviewed Internationally

  North America

  Canada

   - Delta Hotel, Calgary
   - Econo Lodge, Hull
   - Hotel Lord Berri, Montreal
   - Hotel Vogue, Montreal
   - Hyatt Regency, Montreal
   - Le Ragence Hyatt, Montreal
   - Holiday Inn, Oshawa, Ontario
   - Hotel Le Chantecler, Quebec
   - Bond Place Hotel, Toronto
   - Carlton Hotel, Toronto
   - Chelsea Hotel, Toronto
   - Delta Chelsea Hotel, Toronto
   - Four Seasons on the Park, Toronto
   - Inn on the Park, Toronto
   - Novotel Missisauga, Toronto
   - Ramada Inn, Toronto
   - Sutton Hotel, Toronto
   - Toronto Marriott East, Toronto
   - Westbury Hotel, Toronto
   - Burnaby Villa Inn, Vancouver
   - Four Seasons Hotel, Vancouver
   - Sheraton Land Mark, Vancouver
   - Sheraton Plaza 500, Vancouver
   - Four Seasons Yorkville Hotel, Yorkville

  United States

  Alabama
   - MEI - Birmingham West, Bessemer
   - Comfort Inn, Birmingham
   - Courtyard by Marriott, Birmingham
   - Courtyard by Marriott-Hoover, Birmingham
   - Courtyard By Marriott/Homewood, Birmingham
   - Crown Sterling Suites, Birmingham
   - Fairfield Inn, Birmingham
   - Holiday Inn, Birmingham
   - Howard Johnson, Birmingham
   - Knights Inn, Birmingham
   - Ramada Inn, Birmingham
   - Residence Inn by Marriott, Birmingham
   - Still Waters Resort, Dadeville
   - Ramada Inn, Gadsden
   - Sheraton Hotel, Gulf Shores
   - Courtyard by Marriott, Huntsville
   - Knights Inn, Huntsville
   - Marriott Hotel-Proposed, Huntsville
   - La Quinta Inn, Huntsville University
   - Days Inn, Mobile
   - Hotel - Proposed, Mobile
   - Inn-Proposed, Mobile
   - Stouffer Riverview, Mobile
   - Courtyard by Marriott, Montgomery
   - Fairfield Inn, Montgomery
   - Holiday Inn-Downtown, Montgomery
   - Holiday Inn-East, Montgomery
   - Howard Johnson, Montgomery
   - La Quinta Inn, Montgomery
   - Residence Inn, Montgomery
   - Marriott's Grand Hotel, Point Clear
   - Holiday Inn, Sheffield
   - La Quinta, Tuscaloosa
   - Masters Economy Inn, Tuscaloosa
   - Proposed Extended Stay, West Mobile

  Alaska
   - Barratt Inn, Anchorage
   - Clarion Hotel, Anchorage
   - Holiday Inn, Anchorage
   - Hotel Captain Hook, Anchorage
   - International Airport Inn, Anchorage
   - Sheraton Anchorage Hotel, Anchorage

  Arizona
   - Holiday Inn, Bullhead City
   - Embassy Suites, Camelback
   - Compri Hotel-Proposed, Chandler
   - Quality Inn, Chandler
   - Ramada Inn, Chandler
   - AmeriSuite Hotel-Proposed, Flagstaff
   - Holiday Inn, Flagstaff
   - Motel 6, Flagstaff
   - Rodeway Inn, Flagstaff
   - Bright Angel Lodge, Grand Canyon
   - El Tovar Hotel, Grand Canyon
   - Grand Canyon National Park, Grand Canyon
   - Kachina Lodge, Grand Canyon
   - Maswik Lodge, Grand Canyon
   - Moqui Lodge, Grand Canyon
   - Phantom Ranch, Grand Canyon
   - Thunderbird Lodge, Grand Canyon
   - Yavapai Lodge, Grand Canyon
   - Hampton Inn-Proposed, Holbrook
   - Moqui Lodge, Kaibab National Forest
   - Rodeway Inn, Kingman
   - Nautical Inn Resort, Lake Havasu City
   - Lexington Hotel Suites, Mesa
   - Biosphere II Conference Center, Oracle
   - Best Western-Per Diem, Phoenix
   - Bobby McGee's, Phoenix
   - Caravan Inn, Phoenix
   - Compri Hotel-Proposed, Phoenix
   - Courtyard by Marriott-Black Canyon, Phoenix
   - Courtyard by Marriott-Mesa, Phoenix
   - Crescent Phoenix Hotel, Phoenix
   - Crown Sterling Suites, Phoenix
   - Days Inn, Phoenix
   - Doubletree Inn at Park Central, Phoenix
   - Embassy Suites, Phoenix
   - Embassy Suites-Biltmore, Phoenix
   - Executive Park Hotel, Phoenix
   - Fountain Suites Hotel, Phoenix
   - Granada Royale-Camelhead, Phoenix
   - Hilton Hotel, Phoenix
   - Holiday Inn, Phoenix
   - Hyatt Regency, Phoenix
   - La Quinta Hotel, Phoenix
   - Lexington Hotel Suites, Phoenix
   - Newton's Sands, Phoenix
   - Phoenician Golf & Tennis Resort, Phoenix
   - Pointe Hilton at Tapatio Cliffs, Phoenix
   - Quality Inn, Phoenix
   - Ramada Inn-Airport, Phoenix
   - Ramada Inn-East, Phoenix
   - Ritz Carlton, Phoenix
   - Sunburst Resort Hotel, Phoenix
   - Hassayampa Inn, Prescott
   - Clarion Inn at McCormick Ranch, Scottsdale
   - Conference Center, Scottsdale
   - Courtyard by Marriott-Mayo, Scottsdale
   - Doubletree Inn at Scottsdale Mall, Scottsdale
   - Fairfield Inn, Scottsdale
   - Fashion Square Hotel, Scottsdale
   - Loews Paradise Resort, Scottsdale
   - Marriott Camelback Inn, Scottsdale
   - Marriott Mountain Shadows, Scottsdale
   - Mountain Shadows Resort, Scottsdale
   - Orange Tree Resort, Scottsdale
   - Ramada-Valley Ho, Scottsdale
   - Red Lion's La Posada Resort, Scottsdale
   - Registry Resort, Scottsdale
   - Rodeway Inn, Scottsdale
   - Scottsdale Princess, Scottsdale
   - Sheraton Scottsdale Resort, Scottsdale
   - The Phoenician, Scottsdale
   - Valley Ho, Scottsdale
   - John Gardiner's Enchantment, Sedona
   - L'Auberege de Sedona, Sedona
   - Los Abrigados, Sedona
   - Orchards Inn, Sedona
   - Hotel-Proposed, Sierra Vista
   - Motel 6, Sierra Vista
   - Temple Bar Resort, Temple Bar
   - Coachman Inn - Proposed, Tolleson/Phoenix
   - Tubac Resort, Tubac
   - Canyon Ranch, Tucson
   - Coachman Inn-Proposed, Tucson
   - Courtyard by Marriott, Tucson
   - Doubletree Inn, Tucson
   - Embassy Suites, Tucson
   - Granada Royale Hometel-E. Broadway, Tucson
   - Hotel Park Tucson-Proposed, Tucson
   - Lexington Suites Hotel, Tucson
   - Loews Hotel, Tucson
   - Resort Hotel-Proposed, Tucson
   - Rodeway Inn, Tucson
   - Sunbelt Commerce Center Hotel, Tucson
   - La Quinta Inn, Tucson East
   - Bobby McGee's, Tuscon
   - Radisson Suite Hotel, Tuscon
   - Ventana Canyon Golf and Racquet, Tuscon
   - Ramada Inn, Union Hill

  Arkansas
   - Sheraton Inn, Fort Smith
   - Hilton, Hot Springs
   - Holiday Inn-Lake Hamilton, Hot Springs
   - Courtyard by Marriott, Little Rock
   - Holiday Inn, Little Rock
   - Legacy Hotel, Little Rock
   - Little Rock Hilton, Little Rock
   - Masters Economy Inn, Little Rock
   - Red Carpet Inn, Little Rock
   - Super 8, Little Rock
   - Masters Economy Inn, North Little Rock
   - Masters Economy Inn, Protho-Junction
   - Holiday Inn, Texarkana

  California
   - Hampton Inn, Agoura Hills
   - Ramada Inn, Agoura Hills
   - Residence Inn-Proposed, Agoura Hills
   - Island Motel, Almeda
   - Anaheim Hilton & Towers, Anaheim
   - Anaheim Park Motor Inn, Anaheim
   - Anaheim Plaza Hotel, Anaheim
   - Best Western Pavillions, Anaheim
   - Carousel Inn, Anaheim
   - Conestoga Hotel, Anaheim
   - Courtyard by Marriott, Anaheim
   - Crown Sterling Suites, Anaheim
   - Disneyland Hotel, Anaheim
   - Golden Forest Motel, Anaheim
   - Hampton Inn, Anaheim
   - Hilton, Anaheim
   - Holiday Inn Anaheim Center, Anaheim
   - Hotel-Proposed, Anaheim
   - Marriott Hotel, Anaheim
   - Pan Pacific Hotel, Anaheim
   - Pitcairn Motel, Anaheim
   - Raffles Inn, Anaheim
   - Ramada Maingate/Disneyland Hotel, Anaheim
   - Roger Morris Inn, Anaheim
   - Stovall's Inn, Anaheim
   - The Station Inn, Anaheim
   - Travelodge Inn at the Park, Anaheim
   - AmeriSuite, Anaheim Hills
   - Comfort Inn, Anahiem
   - Mansouri Hotel, Antioch
   - Red Lion, Apple Valley
   - Hampton Inn, Arcadia
   - Residence Inn, Arcadia
   - Hilton Lodge, Arrowhead Lake
   - Auburn Inn, Auburn
   - Sleep Inn, Auburn
   - Allstar Inn, Bakersfield
   - Clarion Hotel, Bakersfield
   - Courtyard by Marriott, Bakersfield
   - Economy Inn, Bakersfield
   - Ramada Inn, Bakersfield
   - Red Lion Hotel, Bakersfield
   - Residence Inn, Bakersfield
   - Rodeway Inn, Bakersfield
   - Hilton Hotel, Baldwin Park
   - San Gabriel Valley Hotel, Baldwin Park
   - The Hilton Hotel, Baldwin Park
   - Allstar Inn, Barstow
   - Economy Inn, Barstow
   - Marriott Berkeley Marina, Berkeley
   - Shattuck Hotel, Berkeley
   - Beverly Hills Hotel, Beverly Hills
   - Beverly Rodeo Hotel, Beverly Hills
   - Beverly Wilshire Hotel, Beverly Hills
   - Hilton Hotel-Cresthil, Beverly Hills
   - L'Ermitage, Beverly Hills
   - Peninsula Hotel, Beverly Hills
   - Best Western, Big Bear Lake
   - Big Bear Hotel, Big Bear Lake
   - Big Bear Lake Resort, Big Bear Lake
   - Big Bear Towering Pines, Big Bear Lake
   - Motel 6, Big Bear Lake
   - Post Ranch, Big Sur
   - Ventana Inn, Big Sur
   - Rodeway Inn, Blythe
   - Courtyard by Marriott, Brea
   - Holiday Inn, Brentwood
   - Courtyard by Marriott, Buena Park
   - Fairfield Inn, Buena Park
   - Hampton Inn, Buena Park
   - Holiday Inn, Buena Park
   - Crowne Sterling Suites, Burlingame
   - Hyatt Regency, Burlingame
   - Mariott Hotel - SFO, Burlingame
   - Marriott, Burlingame
   - Marriott-San Francisco Airport, Burlingame
   - Radisson Hotel-Proposed, Burlingame
   - Sheraton Hotel, Burlingame
   - Courtyard by Marriott, Camarillo
   - Best Western Fireside Inn, Cambria
   - Cambria Pines Lodge, Cambria
   - Residence Inn, Campbell
   - Hotel-Proposed, Capitola
   - Resort Hotel, Spa & Conference Ctr., Capitola
   - Allstar Inn, Carlsbad
   - Carlsbad Inn, Carlsbad
   - Inn of America, Carlsbad
   - La Costa Hotel and Spa, Carlsbad
   - Olympic Resort Hotel, Carlsbad
   - Tickle Pink Inn, Carmel
   - Allstar Inn, Carpinteria
   - Desert Princess Country Club, Cathedral City
   - Royce Suites Hotel, Cathedral City
   - Digger Bay, Central Valley
   - Marriott Hotel-Proposed, Century City
   - Westin Century Plaza Hotel, Century City
   - Neighborhood Inn-Proposed, Chatsworth
   - Red Lion Hotel, Chico
   - Otay Valley Inn, Chula Vista
   - Travelodge-Otay Valley, Chula Vista
   - Ramada Inn, City of Commerce
   - Sheraton Hotel, City of Industry
   - Allstar Inn, Coalinga
   - Harris Ranch Restaurant/Inn, Coalinga
   - Howard Johnson, Colton
   - Best Western Willow Tree Inn, Compton
   - Concord Hotel, Concord
   - Hilton Hotel, Concord
   - The Trees Inn, Concord
   - Motel 6, Corona
   - Hotel del Coronado, Coronado
   - Loews Coronado Bay Resort, Coronado
   - Madera Village Inn, Corte Madera
   - Ha' Penny Inn, Costa Mesa
   - La Quinta Hotel, Costa Mesa
   - Marriott Suites, Costa Mesa
   - Red Lion Hotel, Costa Mesa
   - Residence Inn, Costa Mesa
   - Pacifica Hotel, Culver City
   - Ramada Inn, Culver City
   - Courtyard by Marriott, Cupertino
   - Doubletree Hotel, Cupertino
   - Doubletree Hotel, Dana Point
   - Spa-Proposed, Danville
   - El Rancho, Davis
   - Furnace Creek Resort, Death Valley
   - Stovepipe Wells Village, Death Valley
   - Hilton, Del Mar
   - Days Inn, Diamond Bar
   - Compri Hotel, El Segundo
   - Proposed Summerfield, El Segundo
   - Days Inn, Emeryville
   - Holiday Inn-Bay Bridge, Emeryville
   - Lyons Restaurant, Emeryville
   - Budget Motel, Encinitis
   - Marriott Tenaya Lodge-Proposed, Fishcamp
   - Holiday Inn, Fort Myers Beach
   - All Suites Hotel/Athletic Club, Foster City
   - Clubtel-Proposed, Foster City
   - Courtyard by Marriott, Foster City
   - Holiday Inn, Foster City
   - Courtyard by Marriott, Fremont
   - Fremont Hotel, Fremont
   - Motel 6, Fremont
   - Residence Inn, Fremont
   - Allstar Inn, Fresno
   - AmeriSuite, Fresno
   - Chateau Inn, Fresno
   - Courtyard by Marriott, Fresno
   - Economy Inn, Fresno
   - Hacienda, Fresno
   - Holiday Inn, Fresno
   - Holiday Inn-Fresno Airport, Fresno
   - Howard Johnson Motel, Fresno
   - Piccadilly Inn, Fresno
   - Travelers Inn, Fresno
   - Travelers Lodge, Fresno
   - Griswold's Hotel, Fullerton
   - Holiday Inn, Fullerton
   - Marriott Hotel, Fullerton
   - Hotel-Proposed, Garden Grove
   - Hyatt Regency Alicante, Garden Grove
   - Princess Hotel, Garden Grove
   - Motel 6, Gilroy
   - Hyatt Regency-Proposed, Goleta
   - Allstar Inn, Hacienda Heights
   - Courtyard by Marriott, Hacienda Heights
   - Half Moon Bay Lodge, Half Moon Bay
   - Courtyard by Marriott, Harbor Boulevard
   - Grosvenor, Harborside-Pt. Loma
   - Inn at Foss Creek, Healdsburg
   - Chateau Marmont, Hollywood
   - Hollywood Palm Hotel, Hollywood
   - Sunset Towers Hotel, Hollywood
   - Waterfront Hilton Hotel, Huntington Beach
   - Compri Hotel, Hutton Centre
   - Grand Champions Resort, Indian Wells
   - Stouffer Esmerelda Resort, Indian Wells
   - Courtyard By Marriott, Irvine
   - Courtyard by Marriott - Proposed, Irvine
   - Embassy Suites, Irvine
   - Hilton Hotel, Irvine
   - Holiday Inn, Irvine
   - Hyatt Hotel, Irvine
   - La Quinta-Proposed, Irvine
   - Marriott Hotel, Irvine
   - Marriott-Proposed, Irvine
   - Registry Hotel, Irvine
   - Residence Inn-Proposed, Irvine
   - Amador Inn, Jackson
   - Embassy Suites, La Jolla
   - Hotel-Proposed, La Jolla
   - La Jolla Property, La Jolla
   - La Jolla Village Inn, La Jolla
   - Marriott Hotel, La Jolla
   - Residence Inn, La Jolla
   - Days Inn-Proposed, La Palma
   - PGA West Resort - Proposed, La Quinta
   - Lafayette Park Hotel, Lafayette
   - Laguna Shores, Laguna Beach
   - Holiday Inn, Laguna Hills
   - Ryokan Hotel-Proposed, Laguna Hills
   - Villa Valencia, Laguna Hills
   - Ritz Carlton, Laguna Niguel
   - Lake Mohave Resort, Lake Mohave
   - Resort at Squaw Creek, Lake Tahoe
   - Courtyard by Marriott, Larkspur Landing
   - Hilton, Las Cruces
   - Surf and Sand Hotel, Leguna Beach
   - Holiday Inn, Lido Beach
   - Motel-Proposed, Little Lake
   - Residence Inn, Livermore
   - Residence Inn-Proposed, Livermore
   - Breakers Hotel, Long Beach
   - Holiday Inn, Long Beach
   - Holiday Inn Airport, Long Beach
   - Marriott Hotel-Long Beach Airport, Long Beach
   - Marriott Hotel-Proposed, Long Beach
   - Ramada Renaissance Hotel, Long Beach
   - Residence Inn, Long Beach
   - Sheraton Long Beach & Office Tower, Long Beach
   - Airport Park Hotel, Los Angeles
   - Bel Age, Los Angeles
   - Biltmore Hotel, Los Angeles
   - Century Inn, Los Angeles
   - Checkers Hotel, Los Angeles
   - Courtyard by Marriott-Irvine Main, Los Angeles
   - Courtyard by Marriott-LAX Airport, Los Angeles
   - Crown Sterling Suites, Los Angeles
   - Days Inn, Los Angeles
   - Econo Lodge-Proposed, Los Angeles
   - Embassy Suites, Los Angeles
   - Embassy Suites-LAX-Proposed, Los Angeles
   - Four Seasons, Los Angeles
   - Hampton Inn-LAX, Los Angeles
   - Herrick and Campbell, Los Angeles
   - Hilton & Towers-LAX, Los Angeles
   - Hilton Hotel, Los Angeles
   - Holiday Inn Crowne Plaza-LAX, Los Angeles
   - Le Montrose Hotel, Los Angeles
   - Ma Maison Sofitel, Los Angeles
   - Macklowe Hotel, Los Angeles
   - Marriott Century City, Los Angeles
   - MCA Hotel-Proposed, Los Angeles
   - New Otani Hotel, Los Angeles
   - Playa Vista Development, Los Angeles
   - Stouffer Concourse Hotel, Los Angeles
   - Westin Bonaventure, Los Angeles
   - Westwood Marquis Hotel, Los Angeles
   - Los Gatos Lodge, Los Gatos
   - Macienda Inn, Los Gatos
   - Toll House Inn, Los Gatos
   - Residence Inn, Manhattan Beach
   - All Suite Hotel, Marina Del Rey
   - Marina Beach Hotel, Marina del Rey
   - Marina del Rey Hotel and Marina, Marina del Rey
   - Marina Suites Hotel, Marina Del Rey
   - Marriott Marina Del Rey, Marina Del Rey
   - Residence Inn, Meriden
   - Quality Suites Hotel - Proposed, Millbrae
   - Beverly Heritage Hotel, Milpitas
   - Crown Sterling Suites, Milpitas
   - Holiday Inn, Milpitas
   - Courtyard by Marriott, Mira Mesa
   - Grosvenor, Mission Bay
   - Motel Orleans, Modesto
   - Red Lion Hotel, Modesto
   - Red Lion-Proposed, Modesto
   - Carmel Mission Inn, Monterey
   - Doubletree Inn, Monterey
   - Former Monterey Hilton Hotel, Monterey
   - Monterey Plaza, Monterey
   - Plaza Hotel, Monterey
   - Sheraton Hotel, Monterey
   - Pebble Beach Company, Monterey County
   - Inn at Morro Bay, Morro Bay
   - Residence Inn, Mountain View
   - Inn at Napa Valley, Napa
   - Best Western Inn, Napa Valley
   - Clarion Hotel-Napa Valley, Napa Valley
   - Silverado, Napa Valley
   - Ha'Penny Motel, National City
   - Allstar Inn, Needles
   - Hilton-Newark/Fremont, Newark
   - Four Seasons Hotel, Newport Beach
   - Hotel Meridien, Newport Beach
   - Hyatt Newporter, Newport Beach
   - Newporter Resort, Newport Beach
   - Sheraton, Newport Beach
   - Days Inn-Proposed, North Hollywood
   - Northstar, North Lake Tahoe
   - Ramada Inn, Norwalk
   - Impact Study - Proposed Hotel, Oakdale
   - Hilton Inn, Oakland
   - Holiday Inn, Oakland
   - Holiday Inn-Oakland Airport, Oakland
   - Parc Oakland Hotel, Oakland
   - Resort - Proposed, Olympic Valley
   - Resort at Squaw Creek-Proposed, Olympic Valley
   - Clarion Hotel, Ontario
   - Compri Hotel, Ontario
   - Fairfield Inn, Ontario
   - Holiday Inn, Ontario
   - Lexington Hotel Suites, Ontario
   - Red Lion Hotel, Ontario
   - Doubletree Hotel, Orange
   - Woodfin Suites, Orange
   - Embassy Suites, Palm Desert
   - Marriott Desert Springs, Palm Desert
   - Canyon Resort, Palm Springs
   - Compri Hotel-Proposed, Palm Springs
   - Courtyard by Marriott, Palm Springs
   - Desert Princess, Palm Springs
   - Grand Champions Resort, Palm Springs
   - International Hotel and Resort, Palm Springs
   - Ocotillo Lodge, Palm Springs
   - Palm Canyon, Palm Springs
   - PGA West Resort-Proposed, Palm Springs
   - Spa Hotel at Mineral Springs, Palm Springs
   - Westin Hotel, Palm Springs
   - Grosvenor, Palmdale
   - Super 8, Palmdale
   - Cowper Square, Palo Alto
   - Garden Court, Palo Alto
   - Holiday Inn, Palo Alto
   - Stanford Park, Palo Alto
   - Marriott, Paradise Valley
   - All Suite Hotel-Proposed, Pasadena
   - Doubletree Hotel, Pasadena
   - Holiday Inn, Pasadena
   - Cascade Ranch Lodge, Pescadero
   - Elk Lodge, Petaluma
   - Hotel Petaluma, Petaluma
   - Hilton-Proposed, Pismo Beach
   - Hilton-Sea Point, Pismo Beach
   - Holiday Inn, Pismo Beach
   - Hotel-Proposed, Pismo Beach
   - Pismo II, Pismo Beach
   - Fairfield Inn, Placentia
   - Residence Inn, Placentia
   - Howard Hughes Center, Playa Vista
   - Pleasant Hill Inn, Pleasant Hill
   - Residence Inn, Pleasant Hill
   - Club Hilton Hotel-Proposed, Pleasanton
   - Compri Hotel, Pleasanton
   - Courtyard by Marriott, Pleasanton
   - Hilton, Pleasanton
   - Holiday Inn, Pleasanton
   - Pleasanton Creek, Pleasanton
   - Shilo Inn - Hilltop, Pomona
   - Compri Hotel, Rancho Bernardo
   - Radisson Suites, Rancho Bernardo
   - Comfort Inn Motel, Rancho Cordova
   - Courtyard by Marriott, Rancho Cordova
   - Economy Inn, Rancho Cordova
   - El Rancho, Rancho Cordova
   - Quality Suites-Proposed, Rancho Cordova
   - Sheraton Sunrise, Rancho Cordova
   - Marriott Rancho Las Palmas, Rancho Mirage
   - Mission Hills Hotel, Rancho Mirage
   - Resort Hotel-Proposed, Rancho Mirage
   - Westin Mission Hills Resort, Rancho Mirage
   - Bridge Bay Resort, Redding
   - Grand Manor Inn, Redding
   - La Quinta Inn, Redding
   - Motel 6, Redding
   - Motel Orleans, Redding
   - Red Lion Inn, Redding
   - Shasta Inn, Redding
   - Portofino Hotel & Yacht Club, Redondo Beach
   - Sheraton, Redondo Beach
   - Sofitel Redwood Shores, Redwood
   - Days Inn, Richmond
   - Best Western Carraige Inn, Ridgecrest
   - Days Inn, Riverside
   - Mission Inn-Proposed, Riverside
   - Omni Mission Inn, Riverside
   - Sheraton Hotel, Riverside
   - Red Lion Inn, Rohnert Park
   - Crown Sterling Suites, S.San Fransicso
   - Allstar Inn, Sacramento
   - Arco Arena II-Proposed, Sacramento
   - Arco Park, Sacramento
   - Catering Center - Proposed, Sacramento
   - Clarion Hotel, Sacramento
   - Compri Hotel-Proposed, Sacramento
   - Courtyard by Marriott, Sacramento
   - Courtyard by Marriott-S. Natomas, Sacramento
   - Hilton Hotel, Sacramento
   - Holiday Inn-Capital Plaza, Sacramento
   - Hotel-Proposed, Sacramento
   - Hyatt Arbitrat, Sacramento
   - Hyatt Regency, Sacramento
   - La Quinta Hotel, Sacramento
   - Motel Orleans, Sacramento
   - Radisson Hotel, Sacramento
   - Red Lion Inn, Sacramento
   - Residence Inn, Sacramento
   - Sacramento Inn, Sacramento
   - Sierra Inn, Sacramento
   - Sterling Hotel, Sacramento
   - Travelers Inn, Sacramento
   - Woodlake Inn, Sacramento
   - Harvest Inn, Saint Helena
   - Courtyard by Marriott, San Bruno
   - San Carlos Motel Development, San Carlos
   - Atlas Hotels/Mission Valley Inn, San Diego
   - Best Western Seven Seas Motor Lodge, San Diego
   - Budget Motel of America, San Diego
   - Catamaran Resort Hotel, San Diego
   - Center Pointe Development, San Diego
   - Comfort Inn, San Diego
   - Courtyard by Marriott-Mira Mesa, San Diego
   - Doubletree Hotel, San Diego
   - Embassy Suites, San Diego
   - Executive Lodge, San Diego
   - Hanalei Hotel, San Diego
   - Harbor Island Hotel-Proposed, San Diego
   - Harborside Inn-Point Loma, San Diego
   - Harbortown Marina Resort, San Diego
   - Holiday Inn Montgomery Airport, San Diego
   - Holiday Inn-Embarcadero, San Diego
   - Holiday Inn-Harbor View, San Diego
   - Horton Grand Saddlery, San Diego
   - Horton Park Plaza Hotel, San Diego
   - Howard Johnson Hotel, San Diego
   - Inter-Continental Hotel & Marina, San Diego
   - Kings Inn, San Diego
   - La Jolla Village Inn, San Diego
   - La Quinta Hotel, San Diego
   - Marriott Hotel-Mission Valley, San Diego
   - Marriott Twin Towers and Marina, San Diego
   - Mission Valley Inn, San Diego
   - Omni Hotel, San Diego
   - Radisson Hotel, San Diego
   - Ramada Inn, San Diego
   - Ramada Limited Suites, San Diego
   - Ramada Old Town, San Diego
   - Ramada Rancho Penasquitos, San Diego
   - Red Lion Inn, San Diego
   - Regency Plaza Hotel, San Diego
   - San Diego Marriott, San Diego
   - Seven Seas Lodge, San Diego
   - Sheraton Grand, San Diego
   - Sheraton Harbor Island East, San Diego
   - Super 8-Point Loma, San Diego
   - Symphony Towers, San Diego
   - Town and Country Hotel, San Diego
   - Travelodge Hotel Plaza, San Diego
   - U.S. Grant Hotel, San Diego
   - Westin-Proposed, San Diego
   - Abagail Inn, San Francisco
   - Bellevue Hotel, San Francisco
   - Cable Motor Inn, San Francisco
   - California Cafe, San Francisco
   - Campton Place, San Francisco
   - Cartwright Hotel, San Francisco
   - Chancellor Hotel, San Francisco
   - Clarion Inn-San Francisco Airport, San Francisco
   - Comfort Inn, San Francisco
   - Courtyard by Marriott-Airport, San Francisco
   - Embarcadero Inn, San Francisco
   - Fairmont Hotel, San Francisco
   - Grand Hyatt, San Francisco
   - Grosvenor Clift Hotel, San Francisco
   - Harbor Court Hotel, San Francisco
   - Hilton Hotel, San Francisco
   - Holiday Inn - Union Square, San Francisco
   - Holiday Inn Crowne Plaza, San Francisco
   - Holiday Inn-Civic Center, San Francisco
   - Holiday Inn-Fisherman's Wharf, San Francisco
   - Holiday Inn-Golden Gateway, San Francisco
   - Holiday Inn-South, San Francisco
   - Holiday Lodge, San Francisco
   - Hotel Diva, San Francisco
   - Hotel Meridien, San Francisco
   - Hotel Union Square, San Francisco
   - Hotel-Proposed, San Francisco
   - Hyatt Fisherman's Wharf, San Francisco
   - Hyatt Regency Embarcadero, San Francisco
   - Inn at Fisherman's Wharf, San Francisco
   - Inn at the Opera, San Francisco
   - Inn-Proposed, San Francisco
   - Juliana Hotel, San Francisco
   - King George Hotel, San Francisco
   - La Quinta Inn, San Francisco
   - La Quinta-Airport, San Francisco
   - Lambourne Hotel, San Francisco
   - Laurel Motor Inn, San Francisco
   - Majestic Hotel, San Francisco
   - Manx Hotel, San Francisco
   - Mark Twain, San Francisco
   - Marriott, San Francisco
   - Marriott San Francisco-Proposed, San Francisco
   - Marriott-Airport, San Francisco
   - Orchard Hotel, San Francisco
   - Pan Pacific Hotel, San Francisco
   - Parc 55 Hotel, San Francisco
   - Park Hyatt Hotel, San Francisco
   - Portman Hotel, San Francisco
   - Prescott Hotel, San Francisco
   - Queen Anne Hotel, San Francisco
   - Ramada Hotel, San Francisco
   - Regis Hotel, San Francisco
   - Ritz-Carlton Hotel, San Francisco
   - San Franciscan, San Francisco
   - San Francisco Hotel, San Francisco
   - Savoy Hotel, San Francisco
   - Sheraton Palace Hotel, San Francisco
   - Sheraton-Fisherman's Wharf, San Francisco
   - Sir Francis Drake Hotel, San Francisco
   - Stanford Court, San Francisco
   - Stouffer Stanford Court Hotel, San Francisco
   - Super 8-Fisherman's Wharf, San Francisco
   - Westin St. Francis, San Francisco
   - Crowne Sterling Suites, San Francisco - South
   - Olympic Club Golf Course, San Francisco/San Mateo
   - Budget Inn, San Jose
   - Courtyard by Marriott, San Jose
   - Cozy 8 Arena Hotel, San Jose
   - Fairmont Hotel, San Jose
   - Holiday Inn, San Jose
   - Ramada Renaissance, San Jose
   - Red Lion Inn, San Jose
   - Islander Motel, San Leandro
   - Apple Farm Inn, San Luis Obispo
   - Embassy Suites, San Luis Obispo
   - Holiday Inn, San Luis Obispo
   - Los Nomados Resort, San Luis Obispo
   - Twin Oaks Golf Course, San Marcos
   - Dunfey San Mateo Hotel, San Mateo
   - Compri Hotel-Proposed, San Pedro
   - Embassy Suites Hotel, San Rafael
   - Marriott Hotel-Proposed, San Ramon
   - Residence Inn, San Ramon
   - AAA Inn, Santa Ana
   - California Palms Hotel, Santa Ana
   - Comfort Inn, Santa Ana
   - Compri Hotel, Santa Ana
   - Embassy Suites Santa Ana, Santa Ana
   - Executive Lodge, Santa Ana
   - Howard Johnson, Santa Ana
   - Quality Inn, Santa Ana
   - Ramada Inn-Orange County, Santa Ana
   - El Encanto Hotel, Santa Barbara
   - Fess Parker's Red Lion Resort, Santa Barbara
   - Four Seasons Hotel, Santa Barbara
   - Montecito Inn, Santa Barbara
   - San Ysidro Ranch, Santa Barbara
   - Santa Barbara Inn, Santa Barbara
   - Biltmore Hotel & Suites, Santa Clara
   - Days Inn, Santa Clara
   - Doubletree Hotel, Santa Clara
   - Embassy Suites, Santa Clara
   - Inn At Saratoga, Santa Clara
   - Marriott Hotel, Santa Clara
   - Quality Suites Hotel, Santa Clara
   - Dream Inn, Santa Cruz
   - Hilton, Santa Maria
   - Motel 6, Santa Maria
   - Econo Lodge-Proposed, Santa Monica
   - Holiday Inn, Santa Monica
   - Holiday Inn at the Pier, Santa Monica
   - Park Hyatt Hotel, Santa Monica
   - Santa Monica Beach Hotel, Santa Monica
   - Santa Monica/Slatkin, Santa Monica
   - Allstar Inn, Santa Rosa
   - Doubletree Hotel, Santa Rosa
   - Fountaingrove Inn, Santa Rosa
   - Holiday Inn, Santa Rosa
   - Round Barn Inn-Proposed, Santa Rosa
   - Sheraton Round Barn, Santa Rosa
   - Days Inn, Seaside
   - Embassy Suites, Seaside
   - Seaside 8 Motel, Seaside
   - Valley Radisson, Sherman Oaks
   - Red Lion, Sonoma
   - Sonoma Mission Inn, Sonoma
   - Holiday Inn - Proposed, Sonora
   - Timberwolf Lodge, South Lake Tahoe
   - Holiday Inn, South San Francisco
   - Hotel-Proposed, South San Francisco
   - Meadowood Resort, St. Helena
   - Hilton Hotel, Stockton
   - Holiday Inn, Stockton
   - La Quinta Hotel, Stockton
   - Motel Orleans, Stockton
   - Paradise Point Manna, Stockton
   - Sheraton-Proposed, Stockton
   - Hilton, Sunnyvale
   - Holiday Inn, Sunnyvale
   - Neighborhood Suites, Sunnyvale
   - Ramada Inn, Sunnyvale
   - Sunnyvale Hilton, Sunnyvale
   - Temecula Creek Inn, Temecula Creek
   - Westlake Plaza Hotel, Thousand Oaks
   - Courtyard by Marriott, Torrance
   - Holiday Inn, Torrance
   - Marriott Hotel, Torrance
   - Residence Inn, Torrance
   - Holiday Inn, Union City
   - MCA Hotel-Proposed, Universal City
   - Comfort Inn, Vallejo
   - Holiday Inn, Van Nuys
   - La Quinta Hotel, Ventura
   - Ocean Resorts, Ventura
   - Sheraton, Ventura
   - Greentree Inn, Victorville
   - Doubletree Inn, Walnut Creek
   - Parkside Hotel, Walnut Creek
   - Ramada Renaissance Hotel, Walnut Creek
   - Royce Hotel-Proposed, Walnut Creek
   - Walnut Creek Project, Walnut Creek
   - Hampton Inn, West Covina
   - Le Bel Age, West Hollywood
   - Le Dufy, West Hollywood
   - Le Mondrian Hotel, West Hollywood
   - Hilton, Whittler
   - Hotel & Conference Center-Proposed, Woodland
   - Marriott Hotel-Woodland Hills, Woodland Hills
   - Skylonda Retreat, Woodside
   - Compri Hotel-Proposed, Yorba Linda
   - Marriott-Tenaya Lodge, Yosemite
   - Motel Orleans, Yuba City

  Colorado
   - Days Inn, Arapahoe
   - Continental Inn, Aspen
   - Ritz-Carlton Hotel-Proposed, Aspen
   - Hampton Inn, Aurora
   - Holiday Inn, Aurora
   - Radisson Hotel, Aurora
   - Radisson Southeast, Aurora
   - Raffles Hotel, Aurora
   - Comfort Inn, Avon
   - Boulder Hotel-Downtown, Boulder
   - Clarion Hotel, Boulder
   - Courtyard by Marriott, Boulder
   - Doubletree Hotel-Proposed, Boulder
   - Hilton Harvest House, Boulder
   - Holiday Inn, Boulder
   - Interlocken Conference Resort-Prop., Boulder
   - Proposed Golf Course, Boulder
   - Residence Inn, Boulder
   - Hilton, Breckenridge
   - Ski Lodge-Proposed, Breckenridge
   - Interlocken Conference Center, Broomfield
   - Interlocken Conference Center-Prop., Broomfield
   - Embassy Suites, Colorado Springs
   - Hilton, Colorado Springs
   - Howard Johnson, Colorado Springs
   - Le Baron Hotel, Colorado Springs
   - Marriott, Colorado Springs
   - Quality Inn, Colorado Springs
   - Red Lion Inn, Colorado Springs
   - Sheraton Inn, Colorado Springs
   - Grand Butte Hotel, Crested Butte
   - Best Western Regency, Denver
   - Brown Palace, Denver
   - Clarion Hotel-Denver Airport, Denver
   - Courtyard by Marriott-Airport, Denver
   - Courtyard by Marriott-Southeast, Denver
   - Days Inn, Denver
   - Denver Airport Hilton Inn, Denver
   - Doubletree Hotel, Denver
   - Embassy Suites, Denver
   - Embassy Suites-Airport, Denver
   - Hilton-Technical Center, Denver
   - Holiday Inn-Downtown, Denver
   - Holiday Inn-West, Denver
   - Jackson's Hole Sport, Denver
   - Marriott-Southeast, Denver
   - Marriott-West, Denver
   - Radisson Hotel, Denver
   - Red Lion Hotel, Denver
   - Regency Inn, Denver
   - La Quinta Inn, Denver - Airport
   - La Quinta, Denver - South
   - Red Lion Inn, Durango
   - Hilton-Denver, Englewood
   - Residence Inn, Englewood
   - Scanticon Conference Center, Englewood
   - Marriott Hotel-Proposed, Fort Collins
   - Holiday Inn, Golden
   - Marriott-Denver West, Golden
   - Ramada Inn, Grand Junction
   - Sheraton-Proposed, Keystone
   - Compri Hotel, Lakewood
   - Hampton Inn, Lakewood
   - Sheraton Inn, Steamboat Springs
   - Proposed Hotel, Telluride
   - Days Inn, Vail
   - Doubletree Hotel, Vail
   - Lodge at Vail, Vail
   - Marriott's Mark Resort, Vail
   - Westin Vail Resort, Vail
   - Ramada Hotel, Westminster
   - Winter Park Resort, Winter Park

  Connecticut
   - Chester Inn-Chester, Chester
   - Inn-Proposed, Chester
   - Super 8-Proposed, Cromwell
   - Danbury Hilton & Towers, Danbury
   - Residence Inn, Danbury
   - Holiday Inn, Darien
   - Howard Johnson Lodge, Darien
   - Ramada Inn, Darien
   - Holiday Inn, East Hartford
   - Howard Johnson Lodge, East Lyme
   - Days Inn-Proposed, Enfield
   - Greenwich Habor Inn, Greenwich
   - Howard Johnson Lodge, Greenwich
   - Showboat Inn, Greenwich
   - Hotel-Proposed, Groton
   - Hilton Hotel, Hartford
   - Holiday Inn-Proposed, Hartford
   - Motel 6, Hartford
   - Ramada Inn, Hartford
   - Sheraton Tobacco Valley Inn, Hartford
   - Summit Hotel, Hartford
   - Super 8 Motel, Hartford
   - Susse Chalet, Hartford
   - Residence Inn By Marriott, Meriden
   - Holiday Inn, Milford
   - Susse Chalet, Milford
   - Howard Johnson Lodge, Mystic
   - Mystic Ramada Inn, Mystic
   - Holiday Inn, New Britain
   - Ramada Inn, New Britain
   - Colony Inn, New Haven
   - Holiday Inn, New Haven
   - Howard Johnson, New Haven
   - Quality Inn, New Haven
   - Residence Inn, New Haven
   - Radisson Hotel, New London
   - Best Western-Proposed, New Milford
   - Courtyard by Marriott, Norwalk
   - Holiday Inn, Norwalk
   - Howard Johnson, Norwalk
   - Ramada Inn, Norwalk
   - Susse Chalet, Rocky Hill
   - Ramada Hotel-Proposed, Shelton
   - Residence Inn - Shelton, Shelton
   - Heritage Village, Southbury
   - Southbury Hotel, Southbury
   - Susse Chalet, Southington
   - Days Inn, Stamford
   - Executive Hotel, Stamford
   - Harley Hotel, Stamford
   - Holiday Inn-Crowne Plaza, Stamford
   - Inn at Mill River, Stamford
   - Le Pavillon Hotel, Stamford
   - Marriott, Stamford
   - Radisson Tara Hotel, Stamford
   - Sheraton, Stamford
   - Best Western-Proposed, Stratford
   - Stratford Motor Lodge, Stratford
   - Marriott Hotel, Trumbull
   - Courtyard by Marriott, Wallingford
   - Susse Chalet, Wallingford
   - Howard Johnson Plaza Hotel, Waterbury
   - Super 8-Proposed, Waterbury
   - Residence Inn-Proposed, Waterford
   - Holiday Inn, Westbury
   - The Island Inn, Westbury
   - Courtyard by Marriott, Windsor
   - Sheraton Tobacco Valley Inn, Windsor
   - Holiday Inn-Proposed, Windsor Locks

  Delaware
   - Wilmington Hilton, Claymont
   - Rusty Rudder, Dewey Beach
   - Residence Inn-Proposed, Newark
   - Hilton Hotel, Wilmington
   - Hotel-Proposed, Wilmington
   - Marriott Suites, Wilmington
   - Residence Inn-Proposed, Wilmington

  District of Columbia
   - All Suite Hotel - Proposed, Washington
   - Bellevue Hotel, Washington
   - Canterbury Hotel, Washington
   - Capital Hilton, Washington
   - Capitol Hill Hotel, Washington
   - Castleton Hotel, Washington
   - Comfort Inn, Washington
   - Convention Center Inn, Washington
   - Dupont Plaza, Washington
   - Embassy Row Hotel, Washington
   - Fairfax Hotel, Washington
   - Fairmont Hotel, Washington
   - Four Seasons Hotel, Washington
   - General Scott Inn, Washington
   - Georgetown Hotel, Washington
   - Grand Hotel, Washington
   - Grand Hyatt, Washington
   - Hampshire House, Washington
   - Harambee House, Washington
   - Hay Adams Hotel, Washington
   - Holiday Inn Crowne Plaza, Washington
   - Holiday Inn-Capitol, Washington
   - Holiday Inn-Georgetown, Washington
   - Holiday Inn-Governor House, Washington
   - Hotel Washington, Washington
   - Howard Johnson, Washington
   - Hyatt Regency-Capitol, Washington
   - Hyatt-Convention Center, Washington
   - International Inn, Washington
   - Intrigue Hotel, Washington
   - Jefferson Hotel, Washington
   - Lombardy Tower Apartment Hotel, Washington
   - Madison Hotel, Washington
   - Manger Annapolis Hotel, Washington
   - Manger Hamilton Hotel, Washington
   - Manger Hay Adams Hotel, Washington
   - Marriott-Key Bridge, Washington
   - Mayflower Hotel, Washington
   - Omni Georgetown Hotel, Washington
   - Omni Shoreham Hotel, Washington
   - Park Terrace Hotel, Washington
   - Phoenix Park Hotel, Washington
   - Plaza Hotel, Washington
   - Potomac Hotel Group, Washington
   - Quality Inn-Capitol Hill, Washington
   - Quality Inn-Downtown, Washington
   - Ramada Inn-Central, Washington
   - Ramada Renaissance Hotel, Washington
   - Ritz-Carlton, Washington
   - River Inn, Washington
   - Riverside Towers, Washington
   - Sheraton City Centre, Washington
   - Sheraton Grand Hotel, Washington
   - Shoreham Hotel, Washington
   - St. James, Washington
   - State Plaza, Washington
   - Statler Hilton Hotel, Washington
   - Washington Hilton, Washington
   - Washington Plaza, Washington
   - Watergate Hotel, Washington
   - Wyndham Bristol Hotel, Washington

  Florida
   - Holiday Inn, Altamonte Springs
   - La Quinta, Altamonte Springs
   - Turnberry Isle Resort, Aventura
   - Boca Raton Hotel and Club, Boca Raton
   - Boca West, Boca Raton
   - Deerfield Beach Hilton, Boca Raton
   - Embassy Suites, Boca Raton
   - Park Place Suite Hotel, Boca Raton
   - Petite Suites, Boca Raton
   - Residence Inn, Boca Raton
   - Days Inn, Brandenton
   - South Seas Resort, Captive Island
   - Days Inn, Clearwater
   - Days Inn-Proposed, Clearwater
   - Holiday Inn - Central/Clearwater, Clearwater
   - La Quinta Inn, Clearwater
   - Sheraton Sand Key Hotel, Clearwater
   - Holiday Inn - Gulfview South, Clearwater Beach
   - Holiday Inn - Surfside North, Clearwater Beach
   - Howard Johnson, Clermont
   - Econolodge, Cocoa Beach
   - Hilton Hotel, Cocoa Beach
   - Holiday Inn, Cocoa Beach
   - Howard Johnson, Cocoa Beach
   - Perkins Restaurant, Cocoa Beach
   - Coconut Grove Hotel, Coconut Grove
   - Mayfair House, Coconut Grove
   - Proposed Hampton Inn, Coconut Grove
   - Biltmore Hotel, Coral Gables
   - Holiday Inn, Coral Gables
   - Holiday Inn (Court), Coral Gables
   - Plantation Hotel, Crystal River
   - Sheraton Inn, Cypress Gardens
   - Budget Inn, Davenport
   - Daytona Beach Surfside Regency, Daytona Beach
   - Howard Johnson, Daytona Beach
   - La Quinta Inn, Daytona Beach
   - Pirates Cove, Daytona Beach
   - Sheraton Inn, Daytona Beach
   - Crown Sterling Suites, Deerfield Beach
   - Days Inn, Deerfield Beach
   - Hilton Hotel, Deerfield Beach
   - Horizon Club, Deerfield Beach
   - Sheraton Inn, Deland
   - Hilton Hotel, Disney World
   - Holiday Inn, Edgewater
   - Knights Inn, Florida City
   - AmeriSuites Hotel-Proposed, Fort Lauderdale
   - Bahia Mar Hotel, Fort Lauderdale
   - Comfort Suites, Fort Lauderdale
   - Compri Hotel-Proposed, Fort Lauderdale
   - Costa Del Sol, Fort Lauderdale
   - Crown Sterling Suites, Fort Lauderdale
   - Days Inn, Fort Lauderdale
   - Embassy Suites Hotel, Fort Lauderdale
   - Executive House, Fort Lauderdale
   - Hilton Hotel, Fort Lauderdale
   - Hilton Inverrary, Fort Lauderdale
   - Holiday Inn - Galleria, Fort Lauderdale
   - Holiday Inn - North Beach, Fort Lauderdale
   - Holiday Inn-Proposed, Fort Lauderdale
   - Marriott Harbor Beach Hotel, Fort Lauderdale
   - Marriott Hotel & Marina, Fort Lauderdale
   - Marriott Hotel-Cypress Road, Fort Lauderdale
   - Pier 66 Hotel and Marina, Fort Lauderdale
   - Port Everglades Hotel, Fort Lauderdale
   - Stouffer Hotel, Fort Lauderdale
   - Days Inn, Fort Meyers
   - Courtyard by Marriott, Fort Myers
   - Holiday Inn, Fort Myers
   - La Quinta Hotel, Fort Myers
   - Sheraton Harbor Place-Proposed, Fort Myers
   - Sheraton Motor Inn, Fort Myers
   - Proposed Hotel, Fort Myers Beach
   - American Way, Fort Pierce
   - Days Inn, Fort Walton Beach
   - Holiday Inn - Airport, Fort.Lauderdale
   - Days Inn-University Center, Gainesville
   - Fairfield Inn, Gainesville
   - Howard Johnson Lodge-I-75, Gainesville
   - La Quinta Hotel, Gainesville
   - University Centre Hotel, Gainesville
   - Holiday Inn, Hialeah
   - Motel, Hillsboro Beach
   - Days Inn, Hollywood
   - Diplomat Hotel, Hollywood
   - Holiday Inn, Hollywood
   - Quality Suites - Oceanside, Indiatlantic
   - Hilton Inn, Inverrary
   - Best Inn, Jacksonville
   - Bradbury Suites-Proposed, Jacksonville
   - Compri Hotel-Proposed, Jacksonville
   - Courtyard By Marriott, Jacksonville
   - Days Inn, Jacksonville
   - Doubletree Club Hotel, Jacksonville
   - Hampton Inn, Jacksonville
   - Hotel-Proposed, Jacksonville
   - Jacksonville Hotel, Jacksonville
   - Residence Inn, Jacksonville
   - Sheraton Hotel, Jacksonville
   - Wyndham Lakes Hotel, Jacksonville
   - Sheraton Beach Hotel, Jensen Beach
   - Howard Johnson, Juno Beach
   - Hilton Hotel, Jupiter
   - Key Biscayne, Key Biscayne
   - Howard Johnson Lodge, Key Largo
   - Casa Marina Marriott, Key West
   - Fairfield Inn, Key West
   - Hampton Inn-Roosevelt Rd., Key West
   - Holiday Inn, Key West
   - Hyatt Hotel, Key West
   - La Concha Holiday Inn, Key West
   - Pier House Inn and Beach Club, Key West
   - Reach Hotel, Key West
   - Santa Maria Hotel, Key West
   - Timeshare Resort, Key West
   - Best Western Vacation Lodge, Kissimmee
   - Days Inn, Kissimmee
   - Days Inn West, Kissimmee
   - Days Lodge, Kissimmee
   - Howard Johnson Plaza Hotel, Kissimmee
   - Howard Johnson's, Kissimmee
   - KOA Campground, Kissimmee
   - Old Town Retail Complex, Kissimmee
   - Quality Suites, Kissimmee
   - Quality Suites-Maingate, Kissimmee
   - Save Inn, Kissimmee
   - Sheraton Lakeside, Kissimmee
   - Suite Hotel-Proposed, Kissimmee
   - Wynfield Inn, Kissimmee
   - Days Inn, Lake Buena Vista
   - Embassy Suites-Proposed, Lake Buena Vista
   - Hilton Hotel-Disney World, Lake Buena Vista
   - Marriott Orlando World Center, Lake Buena Vista
   - Days Inn, Lake City
   - Flagship Inn, Lake County
   - Travelodge Motel, Lake County
   - Lake Park Inn, Lake Park
   - Holiday Inn, Lake Placid
   - Hampton Inn-Proposed, Lakeland
   - Hotel-Proposed, Lakeland
   - Howard Johnson, Lakeland
   - Resort Hotel-Proposed, Lakeland
   - Resort-Imperial Lake-Prpsd., Lakeland
   - Proposed Hotel, Lee County
   - Sonesta Sanibel Harbour, Lee County
   - Holiday Inn, Lido Beach
   - Holiday Inn, Longboat Kay
   - Holiday Inn - Madiera Beach, Madiera
   - Howard Johnson, Marathon
   - Radisson Suite Resort, Marco Island
   - Holiday Inn, Marianna
   - Oceanfront Hotel, Melbourne
   - Quality Suites, Melbourne
   - Bahia Mar Hotel & Yachting Club, Miami
   - Biscayne Bay Marriott, Miami
   - Courtyard by Marriott, Miami
   - Crown Sterling Suites, Miami
   - Doral Ocean Beach Resort, Miami
   - Fairfield Inn, Miami
   - Hilton Hotel-Proposed, Miami
   - Holiday Inn Civic Center, Miami
   - Holiday Inn-Airport (Le Juene Rd.), Miami
   - Holiday Inn-Calder, Miami
   - Howard Johnson Hotel-Broad Causeway, Miami
   - Howard Johnson Hotel-Port of Miami, Miami
   - Howard Johnson Lodge-Golden Glades, Miami
   - Howard Johnson Lodge-Int'l Airport, Miami
   - Hyatt Regency Hotel, Miami
   - Inter-Continental Hotel, Miami
   - Jockey Club, Miami
   - Marriott Hotel-Downtown, Miami
   - Miami Airport Ramada, Miami
   - Proposed AmeriSuites, Miami
   - Propsed Hampton Inn, Miami
   - Residence Inn-Proposed, Miami
   - Sheraton River House, Miami
   - Sofitel Miami, Miami
   - Alexander Hotel, Miami Beach
   - Art Deco Hotel, Miami Beach
   - Cresent Timeshare, Miami Beach
   - Delano Hotel, Miami Beach
   - Doral Beach Hotel, Miami Beach
   - Eden Roc Hotel, Miami Beach
   - Fontainebleu Hotel, Miami Beach
   - Holiday Inn, Miami Beach
   - Holiday Inn-Central, Miami Beach
   - Holiday Inn-North, Miami Beach
   - Holiday Inn-Oceanside, Miami Beach
   - Holiday Inn-South, Miami Beach
   - Hotel-Proposed, Miami Beach
   - Nautilus Club Hotel, Miami Beach
   - Palm Resort on the Ocean, Miami Beach
   - Pan American Radisson, Miami Beach
   - Proposed Hotel, Miami Beach
   - Shelborne Beach Hotel, Miami Beach
   - Sheraton Beach, Miami Beach
   - Solymar Hotel-Proposed, Miami Beach
   - Quality Inn, Naples
   - Quality Inn-Gulfcoast, Naples
   - Registry Hotel at Pelican Bay, Naples
   - Registry Resort-Proposed, Naples
   - Super 8 Motel-Proposed, Naples
   - World Tennis Resort, Naples
   - Hyatt Newporter Hotel, Newport Beach
   - Hilton Hotel, North Redington Beach
   - Masters Economy Inn, North Seffner
   - Amfac Hotel, Orlando
   - Army lodging-Proposed, Orlando
   - Comfort Suites Hotel, Orlando
   - Compri Hotel-Airport-Proposed, Orlando
   - Compri Hotel-Proposed, Orlando
   - Courtyard - Orlando Airport, Orlando
   - Days Inn, Orlando
   - Days Inn and Lodge-Florida Mall, Orlando
   - Days Inn Civic Center, Orlando
   - Days Inn East of Universal Studios, Orlando
   - Days Inn-E/O Magic Kingdom, Orlando
   - Days Inn-Proposed, Orlando
   - Days Inn-Sandlake Road, Orlando
   - Days Suites-E/O Magic Kingdom, Orlando
   - Dolphin Hotel-Proposed, Orlando
   - Dutch Inn, Orlando
   - Embassy Suites, Orlando
   - Fairfield Inn, Orlando
   - Fairfield Inn-Airport, Orlando
   - Grand Cypress Resort, Orlando
   - Hampton Inn - Proposed, Orlando
   - Heritage Inn, Orlando
   - Holiday Inn Central Park, Orlando
   - Holiday Inn Crowne Plaza, Orlando
   - Holiday Inn-Airport, Orlando
   - Holiday Inn-International Drive, Orlando
   - Holiday Inn-Lee Road, Orlando
   - Holiday Inn-Maingate West, Orlando
   - Holiday Inn-Orange Blossom Trail, Orlando
   - Howard Johnson - Walt Disney World, Orlando
   - Howard Johnson-Kirkman, Orlando
   - Howard Johnson-Lake Holden, Orlando
   - Howard Johnson-Maingate, Orlando
   - Hyatt Grand Cypress, Orlando
   - Hyatt Regency Grand Cypress, Orlando
   - Hyatt-W. Irlo Bronson Mem. Hwy., Orlando
   - International Inn, Orlando
   - Kon Tiki Village, Orlando
   - La Quinta Hotel-Airport, Orlando
   - La Quinta Inn, Orlando
   - Omni Orlando, Orlando
   - Orlando Airport Hotel-Proposed, Orlando
   - Orlando Hamiton, Orlando
   - Orlando Plaza Hotel, Orlando
   - Orlando Twin Towers Hotel, Orlando
   - Park Suite Hotel-Proposed, Orlando
   - Peabody Hotel, Orlando
   - Princess Hotel and Spa, Orlando
   - Proposed Wellesley Inn, Orlando
   - Quality Inn, Orlando
   - Radisson Hotel-Aquatic Center, Orlando
   - Regency Inn, Orlando
   - Residence Inn By Marriott, Orlando
   - Rodeway Inn, Orlando
   - Save Inn, Orlando
   - Sheraton Jetport Inn, Orlando
   - Sheraton Lakeside, Orlando
   - Sheraton Twin Towers, Orlando
   - Sonesta Village Resort, Orlando
   - Stouffer Orlando Resort, Orlando
   - Swan Hotel-Proposed, Orlando
   - Thriftway Motel, Orlando
   - Wynfield Inn, Orlando
   - American Way, Osceola
   - Sheraton Gateway Motel, Osceola
   - Brazilian Court Hotel, Palm Beach
   - Heart of Palm Beach Hotel, Palm Beach
   - Hilton Inn, Palm Beach
   - Palm Court, Palm Beach
   - Holiday Inn, Palm Beach Garden
   - Days Inn, Panama City
   - Marriott's Bay Point, Panama City
   - Super 8, Panama City
   - Days Inn, Pensacola
   - Hilton Hotel, Pensacola
   - La Quinta Hotel, Pensacola
   - Residence Inn, Pensacola
   - Super 8, Pensacola
   - Proposed Hampton Inn, Pensacola Beach
   - Comfort Inn, Perdido Key
   - La Quinta, Pinellas County
   - Courtyard by Marriott, Plantation
   - Holiday Inn Plantation, Plantation
   - Sheraton Suites, Plantation
   - Days Inn, Pompano Beach
   - Palm-Aire Spa Resort, Pompano Beach
   - Lodge & Bath Club, Ponte Verde
   - Howard Johnson, Punta Gorda
   - Days Inn, Riviera Beach
   - Safety Harbor Spa, Safety Harbor
   - Holiday Inn, Saint Augustine
   - Howard Johnson, Saint Augustine
   - Courtyard by Marriott, Saint Petersburg
   - Don Ceahsar Beach Resort, Saint Petersburg
   - Hilton Hotel, Saint Petersburg
   - Howard Johnson, Saint Petersburg
   - Ramada Inn, Saint Petersburg
   - Residence Inn, Saint Petersburg
   - Saint Petersburg Motel, Saint Petersburg
   - Sheraton Hotel and Marina, Saint Petersburg
   - Vinoy Park Hotel, Saint Petersburg
   - Countryside Inn, Sanford
   - Days Inn, Sanford
   - Holiday Inn, Sanford
   - Azure Tides Resort-Proposed, Sarasota
   - Days Inn, Sarasota
   - Holiday Inn-Lido Beach, Sarasota
   - Proposed Hotel, Sarasota
   - Holiday Inn, Sebring
   - Embassy Suites, Singer Island
   - Hilton, Singer Island
   - Econo Lodge, Starke
   - Radisson Pan American Hotel, Sunny Isles
   - Best Inn, Tallahassee
   - Courtyard by Marriott, Tallahassee
   - Days Inn-Tallahassee, Tallahassee
   - American Way, Tampa
   - Courtyard by Marriott, Tampa
   - Days Inn, Tampa
   - Embassy Suites-Airport, Tampa
   - Hampton Inn-Airport, Tampa
   - Hilton-Airport, Tampa
   - Holiday Inn, Tampa
   - Holiday Inn Sahal Park, Tampa
   - Holiday Inn-Airport, Tampa
   - Manger Motor Inn, Tampa
   - Marriott Hotel, Tampa
   - Omni Tampa Hotel at Westshore, Tampa
   - Ramada Inn, Tampa
   - Rodeway Inn, Tampa
   - Saddlebrook Resort, Tampa
   - Sheraton Grand West, Tampa
   - Master Economy Inn, Tampa-East(Selfner)
   - Master Economy Inn, Tampa-North(Zephyrhills)
   - Days Inn, Vero Beach
   - Holiday Inn-Countryside, Vero Beach
   - Holiday Inn-Oceanside, Vero Beach
   - Saddlebrook Resort, Wesley Chapel
   - Courtyard by Marriott, West Melbourne
   - Airport Centre, West Palm Beach
   - Courtyard by Marriott, West Palm Beach
   - Days Inn, West Palm Beach
   - Field Palm Hotel, West Palm Beach
   - Hilton-Airport, West Palm Beach
   - Howard Johnson Lodge, West Palm Beach
   - Hyatt Hotel of the Palm Beaches, West Palm Beach
   - Royce Hotel, West Palm Beach
   - Masters Economy Inn, Zephyrhills

  Georgia
   - Atlanta Radisson Hotel, Atlanta
   - Atlanta Terrace Motel, Atlanta
   - Comfort Inn, Atlanta
   - Compri Hotel, Atlanta
   - Courtyard By Marriott-Airport North, Atlanta
   - Courtyard by Marriott-Airport South, Atlanta
   - Courtyard by Marriott-Cumberland, Atlanta
   - Courtyard by Marriott-Executive Pk., Atlanta
   - Courtyard by Marriott-Gwinnett, Atlanta
   - Courtyard by Marriott-Jimmy Carter, Atlanta
   - Courtyard by Marriott-PeachtrDunwdy, Atlanta
   - Courtyard by Marriott-Perimeter, Atlanta
   - Courtyard by Marriott-Rosewell, Atlanta
   - Courtyard by Marriott-Windy Hill, Atlanta
   - Cresthil Inn-Proposed, Atlanta
   - Days Inn, Atlanta
   - Days Inn - Northlake, Atlanta
   - Doubletree Hotel, Atlanta
   - Embassy Suites-Atlanta Perimeter, Atlanta
   - Embassy Suites-Buckhead, Atlanta
   - Embassy Suites-Galleria, Atlanta
   - F.W.W. Hotel, Atlanta
   - Fairfield Inn-Airport, Atlanta
   - Fairfield Inn-Gwinnett, Atlanta
   - Fairfield Inn-North Lake, Atlanta
   - Fairfield Inn-Northwest, Atlanta
   - Fairfield Inn-Peachtree, Atlanta
   - Fairfield Inn-South Lake, Atlanta
   - Hampton Inn-Airport, Atlanta
   - Hilton Inn, Atlanta
   - Holiday Inn Crowne Plaza, Atlanta
   - Holiday Inn-I-20 East, Atlanta
   - Holiday Inn-I-85 Monroe Drive, Atlanta
   - Holiday Inn-Perimeter Dunwooody, Atlanta
   - Hotel-Downtown-Proposed, Atlanta
   - Hotel-Proposed, Atlanta
   - Howard Johnson Hotel-Hartsfield, Atlanta
   - Howard Johnson-Airport, Atlanta
   - Howard Johnson-Northeast, Atlanta
   - Howard Johnson-Northwest, Atlanta
   - Howard Johnson-South, Atlanta
   - Hyatt Atlanta-Airport, Atlanta
   - La Quinta - Stone Mountain, Atlanta
   - La Quinta Hotel, Atlanta
   - La Quinta Hotel-West, Atlanta
   - Marriott Atlanta Airport, Atlanta
   - Marriott Hotel, Atlanta
   - Marriott Hotel-Downtown, Atlanta
   - Marriott Marquis, Atlanta
   - Marriott Suites Hotel-Proposed, Atlanta
   - Marriott-Perimeter, Atlanta
   - Master Economy Inn, Atlanta
   - Motel 6, Atlanta
   - Neighborhood Inn, Atlanta
   - Omni International Hotel, Atlanta
   - Perimeter North Inn, Atlanta
   - Proposed AmeriSuites, Atlanta
   - Quality Inn-Central, Atlanta
   - Radisson Inn, Atlanta
   - Ramada Inn-Perimeter, Atlanta
   - Residence Inn by Marriott-Dunwoody, Atlanta
   - Residence Inn-Airport, Atlanta
   - Residence Inn-Buckhead, Atlanta
   - Residence Inn-Northwest, Atlanta
   - Sheraton Century Center, Atlanta
   - Sheraton-Airport, Atlanta
   - Sporting Club at the Concourse, Atlanta
   - Stouffer Hotel-Proposed, Atlanta
   - Swissotel, Atlanta
   - Terrace Motel, Atlanta
   - Waverly Hotel, Atlanta
   - Westin Lenox Hotel, Atlanta
   - Westin Peachtree Plaza, Atlanta
   - Wyndham Garden Hotel, Atlanta
   - Hyatt Hotel, Atlanta Airport
   - Hampton Inn, Atlanta-Buckhead
   - Courtyard by Marriott, Augusta
   - Landmark Hotel, Augusta
   - Masters Economy Inn - Gordon Hwy., Augusta
   - Masters Economy Inn - Warner Robins, Augusta
   - Masters Economy Inn - Washington Rd, Augusta
   - Holiday Inn, Brunswick
   - Super 8, Brunswick
   - Days Inn, Calhoun
   - Super 8, Cartersville
   - Days Inn, Chamblee
   - Comfort Inn-Proposed, College Park
   - Holiday Inn Crowne Plaza, College Park
   - Courtyard by Marriott, Columbus
   - La Quinta Inn, Columbus
   - Super 8, Columbus
   - Best Inn, Dalton
   - Days Inn, Dalton
   - Holiday Inn-Proposed, Decatur
   - Sheraton Hotel, Decatur
   - Best Western-Perimeter-North, Doraville
   - Days Inn - Gwinnett, Duluth
   - Howard Johnson, Forsyth
   - Holiday Inn-Proposed, Gwinnett County
   - Holiday Inn, Jekyll Island
   - Jekyll Island Inn-Proposed, Jekyll Island
   - Hilton Hotel, Macon
   - Master Economy Inn, Macon
   - Best Inn, Marietta
   - Courtyard by Marriott-Delk Road, Marietta
   - Lafayette Hotel, Marietta
   - Hampton Inn, Marrietta (Atlanta)
   - Master Economy Inn, McDonough
   - Courtyard by Marriott-Perimeter, Norcross
   - Motel 6, Norcross
   - Hilton Hotel, Peachtree Corners
   - Super 8, Rome
   - Best Western, Savannah
   - Courtyard by Marriott, Savannah
   - Days Inn, Savannah
   - Days Inn-Bay Street, Savannah
   - Days Inn-Mall Blvd., Savannah
   - Fairfield Inn, Savannah
   - Hotel-Proposed, Savannah
   - Mulberry Inn, Savannah
   - Radisson Hotel-Proposed, Savannah
   - Royal Savannah, Savannah
   - Sheraton Savannah Resort & C.C., Savannah
   - Town and Country Motel, Savannah
   - Days Inn, Savannah Beach
   - Howard Johnson, Smyrna
   - Master Economy Inn, Tilton
   - Courtyard by Marriott-Northlake, Tucker
   - Master Economy Inn, Warner Robins
   - Super 8, Warner Robins

  Hawaii
   - Hyatt Regency Waikoloa, Hawaii
   - Mauna Kea Hotel, Hawaii
   - Kahala Hilton, Honolulu
   - Plaza Hotel, Honolulu
   - Waikiki Beachcomber, Honolulu
   - Waikiki Hobron, Honolulu
   - Coco Palms Resort, Kauai
   - Kauai Surf Hotel, Kauai
   - Westin Kauai-Kauai Lagoons Resort, Kauai
   - Westin Kauai-Proposed, Kauai
   - Kona Village, Kona
   - Royal Sea Cliff Resort, Kona
   - Westin Kauai at Kauai Lagoon, Lihue
   - Hyatt Regency, Maui
   - Marriott Resort, Maui
   - Maui Lu Hotel, Maui
   - Maui Surf Hotel, Maui
   - Westin Maui, Maui
   - Hawaiian Regent Hotel-Waikiki Beach, Oahu
   - Hotel-Proposed-Schofield Barracks, Oahu
   - Hyatt Regency Waikiki, Oahu
   - Kiahuna Plantation, Poipu Beach, Kauai
   - Transient Lodging Facilities, Schofield Barracks
   - Hilton Hawaiian Village, Waikiki
   - Grand Hyatt Wailea, Wailea

  Idaho
   - Compri Hotel, Boise
   - Holiday Inn, Boise
   - Holiday Inn-Airport, Boise
   - Red Lion Inn, Boise
   - Super 8, Boise
   - Motel 6, Coeur d'Alene
   - Super 8, Coeur d'Alene
   - Proposed Motel, Coure d'Alene
   - Super 8, Lewiston
   - Cotton Tree Inn, Pocatello
   - Super 8, Sand Point
   - Busterback Ranch, Sawtooth Valley

  Illinois
   - Arlington Park Hilton, Arlington Heights
   - Church Creek, Arlington Heights
   - Courtyard by Marriott, Arlington Heights
   - La Quinta Hotel, Arlington Heights
   - Hampton Inn-Proposed, Bedford Park
   - Best Inn, Bloomington
   - Fairfield Inn-Normal, Bloomington
   - Holiday Inn, Bloomington
   - Indian Lakes Resort, Bloomington
   - Ramada Inn, Bloomington
   - Super 8, Bloomington
   - Cresthil-Proposed, Buffalo Grove
   - Holiday Inn, Champaign
   - La Quinta Inn, Champaign
   - Radisson Suites - Champaign, Champaign
   - Suite Hotel-Proposed, Champaign
   - Super 8, Champaign
   - Ambassador West Hotel, Chicago
   - Americana Congress, Chicago
   - Conrad Hilton Hotel, Chicago
   - Courtyard by Marriott-Glenview, Chicago
   - Courtyard by Marriott-Highland, Chicago
   - Courtyard by Marriott-Lincoln, Chicago
   - Courtyard by Marriott-O'Hare, Chicago
   - Courtyard by Marriott-Waukegan, Chicago
   - Courtyard by Marriott-Woodale, Chicago
   - Days Inn, Chicago
   - Executive House, Chicago
   - Fairfield Inn-Lansing, Chicago
   - Fairfield Inn-Willowbrook, Chicago
   - Fairmont Hotel, Chicago
   - Guest Quarters Hotel, Chicago
   - Hilton and Towers, Chicago
   - Hilton-O'Hare, Chicago
   - Holiday Inn-Merchandise Mart, Chicago
   - Howard Johnson-O'Hare Int'l Airport, Chicago
   - Hyatt Regency, Chicago
   - Hyatt Suites Hotel, Chicago
   - Inter-Continental Hotel-Proposed, Chicago
   - La Quinta Inn - Hoffman Est., Chicago
   - Le Meridien, Chicago
   - Lenox House, Chicago
   - Lincoln Hotel, Chicago
   - Mark Twain Hotel, Chicago
   - Marriott-O'Hare, Chicago
   - Mayfair Regent, Chicago
   - McClurg Holiday Inn, Chicago
   - McCormick Inn Hotel, Chicago
   - Morton Hotel, Chicago
   - Omni Ambassador East, Chicago
   - Omni Morton Hotel, Chicago
   - Palmer House Hotel, Chicago
   - Ramada Inn - Lakeshore, Chicago
   - Ramada O'Hare, Chicago
   - Residence Inn-Deerfield, Chicago
   - Residence Inn-Lombard, Chicago
   - Sheraton Hotel-Downtown, Chicago
   - Sheraton Hotel-Proposed, Chicago
   - Sheraton O'Hare, Chicago
   - Sheraton Plaza Hotel, Chicago
   - Summerfield Suites Hotel, Chicago
   - Swissotel, Chicago
   - Tremont Hotel, Chicago
   - Westin Hotel, Chicago
   - Whitehall Hotel, Chicago
   - Hilton Hotel, Collinsville
   - Holiday Inn, Collinsville
   - Super 8, Columbus
   - Super 8, Crystal Lake
   - Super 8, Decatur
   - Courtyard by Marriott, Deerfield
   - Embassy Suites, Deerfield
   - Marriott Suites Hotel, Deerfield
   - Holiday Inn-Chicago, Des Plaines
   - Hotel-Proposed, Des Plaines
   - Compri Hotel-Proposed, Downers Grove
   - Radisson Suite Hotel, Downers Grove
   - Best Inn, Effingham
   - Ramada Inn, Elgin
   - Hampton Inn, Elk Grove Village
   - Marriott Suites, Elk Grove Village
   - Holiday Inn, Elmhurst
   - Orrington Hotel, Evanston
   - Drury Inn, Fairview Heights
   - Conference Center & Resort-Proposed, Fox Lake
   - Holiday Inn, Freeport
   - Hotel-Proposed, Gurnee
   - La Quinta Hotel, Hoffman Estates
   - Carson Inn, Itasca
   - Hamilton Wyndham, Itasca
   - Nordic Hills, Itasca
   - Holiday Inn, Joliet
   - Proposed Harrah's Riverboat, Joliet
   - Days Inn, Kankakee
   - Holiday Inn, LaSalle
   - Marriott Hotel, Lincolnshire
   - Hilton Inn, Lisle
   - Holiday Inn Crowne Plaza, Lisle
   - Embassy Suites, Lombard
   - Holiday Inn, Macomb
   - Best Inn, Marion
   - Best Inn, Mount Vernon
   - Holiday Inn, Mount Vernon
   - Ramada Inn, Mount Vernon
   - Courtyard by Marriott, Naperville
   - Ramada Inn, Naperville
   - Sheraton Naperville, Naperville
   - O'Hareport Hotel, Northlake
   - Courtyard by Marriott, Oakbrook Terrace
   - Super 8, Okawville
   - Fairfield Inn, Peoria
   - Days Inn, Peru
   - Super 8, Peru
   - Courtyard by Marriott, Rockford
   - Fairfield Inn, Rockford
   - Hampton Inn, Rockford
   - Embassy Suites, Rosemont
   - Quality Inn/Clarion, Rosemont
   - Sheraton Int'l At O'Hare, Rosemont
   - Holiday Inn, Salem
   - Compri Hotel, Schaumburg
   - Embassy Suites, Schaumburg
   - Marriott Schaumburg, Schaumburg
   - Holiday Inn, South Beloit
   - Ramada Renaissance Hotel, Springfield
   - Sheraton Inn, Springfield
   - Super 8-East, Springfield
   - Super 8-South, Springfield
   - Jumer's Castle, Urbana
   - Best Inn, Waukegan
   - Super 8, Waukegan

  Indiana
   - Clarion Fourwinds Inn, Bloomington
   - Holiday Inn, Bloomington
   - Inn at the Four Winds, Bloomington
   - Ramada Inn, Bloomington
   - Harbor Point Resort, Brookville Lake
   - Super 8, Columbus
   - Best Inn, Fort Wayne
   - Hilton, Fort Wayne
   - Downtown Hotel, Gary
   - Sheraton, Gary
   - Holiday Inn, Goshen
   - Howard Johnson, Hammond
   - Quality Inn, Hammond
   - Courtyard by Marriott-Airport, Indianapolis
   - Courtyard by Marriott-Carmel, Indianapolis
   - Courtyard by Marriott-Castleton, Indianapolis
   - Embassy Suites-Claypool Center, Indianapolis
   - Fairfield Inn-Castleton, Indianapolis
   - Fairfield Inn-College Park, Indianapolis
   - Hampton Inn-Proposed, Indianapolis
   - Hilton Hotel-Airport, Indianapolis
   - Hilton Inn-Downtown, Indianapolis
   - Holiday Inn-South, Indianapolis
   - Holiday Inn-Southeast, Indianapolis
   - Knights Inn, Indianapolis
   - Midway Motor Lodge, Indianapolis
   - Mohawk Inn, Indianapolis
   - Motel 6, Indianapolis
   - Proposed Fairfield Inn, Indianapolis
   - Proposed Residence Inn, Indianapolis
   - Radisson, Indianapolis
   - Ramada-Airport, Indianapolis
   - Wyndham Garden Hotel, Indianapolis
   - La Quinta Inn, Indianapolis Airport
   - Hilton Inn, Jeffersonville
   - Holiday Inn, La Porte
   - Days Inn, Lafayette
   - Holiday Inn, Lafayette
   - Cotton Mill Inn-Proposed, Madison
   - Hampton Inn, Merrillville
   - Holiday Inn Express, Merrillville
   - La Quinta Inn, Merrillville
   - Hotel Roberts, Muncie
   - Radisson Hotel, Muncie
   - Brown County Inn, Nashville
   - Holiday Inn, Portage
   - Knights Inn, Richmond
   - Holiday Inn, South Bend
   - Howard Johnson, South Bend
   - Signature Inn, Terre Haute
   - Super 8, Terre Haute
   - Courtyard Conversion, Valparaiso
   - Holiday Inn, Vincennes

  Iowa
   - Holiday Inn-Gateway Center, Ames
   - Holiday Inn, Cedar Falls
   - Collins Plaza, Cedar Rapids
   - Holiday Inn, Cedar Rapids
   - Roosevelt Hotel, Cedar Rapids
   - Super 8, Davenport
   - Courtyard by Marriott, Des Moines
   - Fairfield Inn, Des Moines
   - Holiday Inn, Des Moines
   - Holiday Inn - West, Des Moines
   - Holiday Inn-Downtown, Des Moines
   - Holiday Inn-North, Des Moines
   - Ramada Inn, Des Moines
   - Super 8-North, Des Moines
   - Super 8-West, Des Moines
   - Holiday Inn, Iowa City

  Kansas
   - Embassy Suites, Kansas City
   - Fairfield Inn-Overland Park, Kansas City
   - Holiday Inn-Mission Overland Park, Kansas City
   - Fairfield Inn, Kansas City West
   - Holiday Inn, Lawrence
   - University Inn, Lawrence
   - Holiday Inn, Manhattan
   - Courtyard by  Marriott, Overland Park
   - Hampton Inn-Proposed, Overland Park
   - Marriott Hotel, Overland Park
   - Park Inn International, Topeka
   - Super 8, Topeka
   - Canterbury Inn, Wichita
   - Former Sheraton Hotel, Wichita
   - Hilton-East, Wichita
   - Marriott Hotel, Wichita
   - Comfort Inn, Winfield

  Kentucky
   - Conference Center-Proposed, Boone County
   - Howard Johnson, Bowling Green
   - Brown County Inn, Brown County
   - Holiday Inn, Corbin
   - Hotel-Proposed, Covington
   - Thomas More Centre, Crestville Hill
   - Comfort Inn, Elizabethtown
   - Signature Inn, Elkhart
   - Holiday Inn, Florence
   - Signature Inn, Florence
   - Drawbridge Inn, Fort Mitchell
   - Days Inn, Georgetown
   - Days Inn, Henderson
   - Holiday Inn, Henderson
   - Bluegrass Motor Inn, Lexington
   - Courtyard by Marriott, Lexington
   - Holiday Inn, Lexington
   - Holiday Inn-East, Lexington
   - Holiday Inn-North, Lexington
   - Hyatt Hotel, Lexington
   - Knights Inn, Lexington
   - Super 8-Proposed, London
   - Brown Hotel, Louisville
   - Courtyard by Marriott-East, Louisville
   - Holiday Inn, Louisville
   - Holiday Inn South, Louisville
   - Holiday Inn-Central, Louisville
   - Holiday Inn-Northeast, Louisville
   - Ramada Inn, Louisville
   - Ramada Inn-East, Louisville
   - Signature Inn, Louisville
   - Days Inn, Madisonville
   - Executive Inn, Owensboro
   - Super 8-Proposed, Radcliff
   - Holiday Inn, Richmond

  Louisiana
   - Howard Johnson, Alexandria
   - Capital House, Baton Rouge
   - Convention Center Hotel-Proposed, Baton Rouge
   - Courtyard by Marriott, Baton Rouge
   - Crown Sterling Suites, Baton Rouge
   - Embassy Suites, Baton Rouge
   - Hilton Hotel, Baton Rouge
   - Holiday Inn-East, Baton Rouge
   - Holiday Inn-South, Baton Rouge
   - Holiday Inn-West, Baton Rouge
   - La Quinta Inn, Baton Rouge
   - Prince Murat Hotel, Baton Rouge
   - Proposed Homewood Suites, Baton Rouge
   - Quality Inn, Bossier City
   - Ramada Inn, Hammond
   - Ramada Inn, Houma
   - Holiday Inn - New Orleans, Kenner
   - Sheraton, Kenner
   - Hilton Hotel, Lafayette
   - La Quinta Hotel, Lafayette
   - Gateway Hotel, Metairie
   - Howard Johnson-Airport, Metairie
   - Canal Street Hotels L.P., New Orleans
   - Clarion Hotel, New Orleans
   - Days Inn, New Orleans
   - Fairmont Roosevelt Hotel, New Orleans
   - Hampton Inn-Proposed, New Orleans
   - Holiday Inn Crowne Plaza, New Orleans
   - Hostellerie de la Poste, New Orleans
   - Hotel Meridien, New Orleans
   - Hyatt Regency, New Orleans
   - Iberville Hotel, New Orleans
   - Inter-Continental Hotel, New Orleans
   - La Quinta Inn, New Orleans
   - Landmark Bourbon, New Orleans
   - Le Meridien New Orleans, New Orleans
   - Maison Dupuy, New Orleans
   - Marriott Hotel, New Orleans
   - Omni Royal Orleans, New Orleans
   - Ramada Inn, New Orleans
   - Saint Louis Hotel, New Orleans
   - St. Ann/Marie Antoinette, New Orleans
   - Warwick, New Orleans
   - Westin Hotel, New Orleans
   - Residence Inn, Shreveport
   - Super 8, Shreveport

  Maine
   - Hilton Inn, Bangor
   - Ramada Inn, Bangor
   - Residence Inn by Marriott-Proposed, Bangor
   - Inn By The Sea, Cape Elizabeth
   - Hotel-Proposed, Orchard Beach
   - Hotel-Proposed, Portland
   - Portland Regency, Portland
   - Ramada Inn, Portland
   - Sheraton Tara Portland, Portland
   - Susse Chalet, Portland
   - Susse Chalet, Portland (In-town)
   - Keddy's Motor Inn of Maine, Presque Isle
   - Hampton Inn, South Portland
   - Sheraton Inn, South Portland

  Maryland
   - Budget Hotel-Proposed, Aberdeen
   - Chesapeake House, Aberdeen
   - Holiday Inn, Aberdeen
   - Motel-Proposed, Aberdeen
   - Annapolis Hotel, Annapolis
   - Courtyard by Marriott-Riva Road, Annapolis
   - Governor Calvert House, Annapolis
   - Historic Inns of Annapolis, Annapolis
   - Hotel-Proposed, Annapolis
   - Howard Johnson, Annapolis
   - Marriott Hotel, Annapolis
   - Maryland Inn, Annapolis
   - Quality Royale Hotel, Annapolis
   - Ramada Hotel, Annapolis
   - Robert Johnson House, Annapolis
   - Brookshire Hotel, Baltimore
   - Courtyard by Marriott-BWI Airport, Baltimore
   - Days Inn, Baltimore
   - Harbor Court Hotel, Baltimore
   - Harrison's at Pier 5, Baltimore
   - Hilton Hotel, Baltimore
   - Holiday Inn-Belmont Blvd., Baltimore
   - Holiday Inn-Cromwell Bridge, Baltimore
   - Holiday Inn-Glen Burnie, Baltimore
   - Holiday Inn-Inner Harbor, Baltimore
   - Holiday Inn-Int'l Airport, Baltimore
   - Holiday Inn-Moravia Road, Baltimore
   - Holiday Inn-Pikesville, Baltimore
   - Holiday Inn-South Glen Burnie, Baltimore
   - Hotel-Proposed, Baltimore
   - Howard Johnson-Proposed, Baltimore
   - Johns Hopkins Hotel-Proposed, Baltimore
   - Lord Baltimore Hotel, Baltimore
   - Omni International Hotel, Baltimore
   - Ramada Inn-I-695 West, Baltimore
   - Susse Chalet, Baltimore
   - Susse Chalet Inn-BWI Airport, Baltimore
   - Susse Chalet Inn-Golden Ring, Baltimore
   - Bethesda Metro Center, Bethesda
   - Guest Quarters, Bethesda
   - Hyatt Regency Hotel, Bethesda
   - Linden Hill Hotel, Bethesda
   - Omni Linden Hotel, Bethesda
   - Residence Inn, Bethesda
   - Bethseda Metro Center, Bethseda
   - Guest Quarters, Bethseda
   - Residence Inn - Proposed, Bethseda
   - Comfort Suites-Proposed, Bowie
   - Days Inn, Capital Heights
   - Residence Inn, Cockneysville
   - Abbey, College Park
   - Best Western Maryland, College Park
   - Holiday Inn, College Park
   - Sheraton Inn, Dorsey
   - Days Inn, Easton
   - Mariner Inn, Easton
   - Holiday Inn, Frederick
   - Compri Hotel, Gaithersburg
   - Marriott Hotel, Gaithersburg
   - Century XXI Resort, Germantown
   - Comfort Inn, Germantown
   - Hampton Inn, Glen Burnie
   - Residence Inn-Proposed, Greenbelt
   - Courtyard by Marriott, Hunt Valley
   - Hunt Valley Embassy Suites, Hunt Valley
   - Hunt Valley Marriott, Hunt Valley
   - Susse Chalet Inn, Jessup
   - Courtyard by Marriott, Landover
   - Quality Inn-Proposed, Landover
   - Days Inn, Lanham
   - Best Western Maryland, Laurel
   - Days Inn, Laurel
   - Holiday Inn, Laurel
   - Susse Chalet, Linthicum
   - Howard Johnson Plaza Hotel, New Carrollton
   - Carousel Hotel, Ocean City
   - Days Inn, Ocean City
   - Susse Chalet, Oxon Hill
   - Hotel-Proposed, Prince Georges County
   - Budget Hotel-Proposed, Rockville
   - Comfort Inn, Rockville
   - Courtyard by Marriott, Rockville
   - Days Inn-Congressional Park, Rockville
   - Holiday Inn Crowne Plaza, Rockville
   - Quality Inn-Proposed, Rockville
   - Ramada Inn, Rockville
   - Salisbury Hotel, Salisbury
   - Sheraton Hotel, Salisbury
   - Courtyard by Marriott, Silver Spring
   - Quality Inn-Proposed, Silver Spring
   - Comfort Inn-Proposed, Solomons Island
   - Holiday Inn, Towson
   - Quality Inn-Proposed, Westminster

  Massachusetts
   - Susse Chalet, Amsbury
   - Courtyard by Marriott, Andover
   - Marriott Hotel, Andover
   - Stouffer Bedford Glen Hotel, Bedford
   - Anthony's Pier Four, Boston
   - Battery Wharf Hotel-Proposed, Boston
   - Boston Harbor Hotel, Boston
   - Boston World Trade Center, Boston
   - Bostonian Hotel, Boston
   - Colonnade Hotel, Boston
   - Commonwealth Center Hotel, Boston
   - Compri Hotel-Proposed, Boston
   - Copley Plaza Hotel, Boston
   - Courtyard by Marriott-Foxborough, Boston
   - Econo Lodge-Proposed, Boston
   - Harborside Conf. Center-Proposed, Boston
   - Hilton-Back Bay, Boston
   - Hilton-Logan, Boston
   - Holiday Inn-Government Center, Boston
   - Hotel - Proposed, Boston
   - Hyatt Fan Pier-Proposed, Boston
   - Hyatt Harborside-Proposed, Boston
   - Lafayette Hotel, Boston
   - Lenox Hotel, Boston
   - Marriott Copley Place, Boston
   - Meridien Hotel, Boston
   - Omni Parker House, Boston
   - Residence Inn, Boston
   - Ritz-Carlton, Boston
   - Statler Hilton Hotel, Boston
   - Tremont House Hotel, Boston
   - World Trade Center Hotel - Proposed, Boston
   - Marriott Hotel, Boston/Newton
   - Sheraton Tara Hotel, Braintree
   - Ocean Edge Inn & Conference Center, Brewster
   - Holiday Inn, Brookline
   - Days Inn, Burlington
   - Charles Hotel, Cambridge
   - Hyatt Hotel, Cambridge
   - Royal Sonesta Hotel, Cambridge
   - The Charles Hotel, Cambridge
   - Chatham Bars Inn, Chatham
   - Chelmsford Radisson Hotel, Chelmsford
   - Best Western Motor Lodge, Chicopee
   - Cummington Farm Resort-Proposed, Cummington
   - Appleton Inn, Danvers
   - Howard Johnson Hotel, Danvers
   - Radisson Ferncroft Hotel, Danvers
   - Residence Inn - Proposed, Danvers
   - Dedham Comfort Inn, Dedham
   - Holiday Inn, Dedham
   - Wequassett Inn, East Harwich
   - Harbor View Hotel, Edgartown
   - Kelley House, Edgartown
   - Airport Inn, Fall River
   - Sea Crest Hotel, Falmouth
   - Sheraton Inn, Falmouth
   - Radisson Hotel, Ferncroft
   - Sheraton Tara Hotel, Framingham
   - Hotel-Proposed, Franklin
   - Hotel-Proposed, Haverhill
   - Susse Chalet, Holyoke
   - Dunfey Hyannis Hotel, Hyannis
   - Heritage House Hotel, Hyannis
   - Holiday Inn, Hyannis
   - Sheraton Regal Inn, Hyannis
   - Tara Hyannis, Hyannis
   - Canyon Ranch-Berkshires, Lenox
   - Cranwell Hotel and Conference Ctr., Lenox
   - Spa/Resort-Proposed, Lenox
   - Holiday Inn, Leominster
   - Lexington Sheraton, Lexington
   - Residence Inn-Proposed, Littleton
   - Appleton Inn, Lowell
   - Hilton Hotel, Lowell
   - Town House Motor Inn, Lowell
   - Holiday Inn, Marlboro
   - Susse Chalet, Middleboro
   - Sheraton Milford Hotel, Milford
   - Holiday Inn, Natick
   - Skipper's Inn, New Bedford
   - Days Inn, Newton
   - Howard Johnson, Newton
   - Marriott Hotel, Newton
   - Sheraton - Wayfarer, Newton
   - Sheraton Tara, Newton
   - Susse Chalet, Newton
   - North Adams Inn, North Adams
   - Hilton Inn, Northampton
   - Hotel Northampton, Northampton
   - Factory Mutual Hotel, Norwood
   - University Inn, Oxford
   - Holiday Inn, Peabody
   - Berkshire Commons Hotel, Pittsfield
   - Hotel-Proposed, Plymouth
   - Hawthorne Hotel, Salem
   - Days Inn, Saugus
   - Susse Chalet, Seekonk
   - Howard Johnson, Somerset
   - Somerset Omni, Somerset
   - Federal House Inn, South Lee
   - Holiday Inn, Springfield
   - Howard Johnson, Springfield
   - Monarch Place, Springfield
   - Treadway Inn, Springfield
   - Publick House, Sturbridge
   - Sheraton, Sturbridge
   - Regency Inn of Taunton, Taunton
   - Holiday Inn, Tewksbury
   - Susse Chalet, Tewksbury
   - Susse Chalet, Waltham
   - Vista Waltham House, Waltham
   - Hampton Inn, West Springfield
   - Westford Regency Hotel, Westford
   - The Westminster Village Inn, Westminster
   - The Orchards, Williamstown
   - Treadway Inn, Williamstown
   - Days Inn, Woburn
   - Howard Johnson, Woburn
   - Radisson Hotel, Woburn
   - Ramada Inn, Woburn
   - Susse Chalet, Woburn
   - Marriott Hotel, Worcester
   - Alladin Motor Inn, Yarmouth
   - Flagship Motor Inn, Yarmouth
   - Gull Wing Suites Hotel, Yarmouth

  Michigan
   - Motel-Proposed, Adrian
   - Ramada Inn, Allen Park
   - Holiday Inn-Alpena, Alpena
   - Compri Hotel-Proposed, Ann Arbor
   - Hampton Inn-North, Ann Arbor
   - Hampton Inn-South, Ann Arbor
   - Hilton Hotel, Ann Arbor
   - Holiday Inn-East, Ann Arbor
   - Holiday Inn-West, Ann Arbor
   - Residence Inn, Ann Arbor
   - Sheraton Hotel, Ann Arbor
   - AmeriSuites Hotel-Proposed, Auburn Hills
   - Holiday Inn, Auburn Hills
   - Knights Inn, Battle Creek
   - Super 8, Battle Creek
   - Bay Valley Inn, Bay City
   - Howard Johnson, Belleville
   - Fairfield Inn-Airport, Charlotte
   - Courtyard by Marriott, Dearborn
   - Courtyard by Marriott-Airport, Detroit
   - Courtyard by Marriott-Auburn Hills, Detroit
   - Courtyard by Marriott-Livonia, Detroit
   - Days Inn, Detroit
   - Downtown Hotel-Proposed, Detroit
   - Fairfield Inn-Airport, Detroit
   - Fairfield Inn-Auburn Hills, Detroit
   - Fairfield Inn-Warren, Detroit
   - Fairfield Inn-West, Detroit
   - Golden Harp, Detroit
   - Hampton Inn, Detroit
   - Hilton-Airport, Detroit
   - Hilton-North Field, Detroit
   - Holiday Inn, Detroit
   - Holiday Inn-Metro Airport, Detroit
   - Hotel Pontchartrain, Detroit
   - Omni Detroit, Detroit
   - Westin Hotel Renaissance Center, Detroit
   - Holiday Inn, East Lansing
   - Holiday Inn-Proposed, East Lansing
   - Knights Inn, Flint
   - Amway Hotel, Grand Rapids
   - Holiday Inn, Grand Rapids
   - Grand Traverse Resort, Grand Traverse Village
   - Holiday Inn, Howell
   - Jackson Hotel, Jackson
   - Fairfield Inn, Kalamazoo
   - Hilton-Kalamazoo Center, Kalamazoo
   - Holiday Inn, Kalamazoo
   - Radison Plaza Hotel, Kalamazoo
   - Residence Inn, Kalamazoo
   - Super 8, Kalamazoo
   - Embassy Suites-Proposed, Lansing
   - Holiday Inn, Lansing
   - Motel 6, Lansing
   - Quality Suites Hotel, Lansing
   - Compri Hotel-Proposed, Livonia
   - Embassy Suites, Livonia
   - Embassy Suites-Proposed, Livonia
   - Holiday Inn, Livonia
   - Marriott Hotel, Livonia
   - Fairfield Inn, Madison Heights
   - Residence Inn, Madison Heights
   - Holiday Inn, Marquette
   - Knights Inn, Monroe
   - Comfort Inn-Proposed, Mount Clemens
   - Holiday Inn, Muskegan
   - Super 8, Muskegon
   - Hilton Hotel, Novi
   - Holiday Inn-Petoskey, Petoskey
   - Mayflower Hotel, Plymouth
   - Inn at the Bridge, Port Huron
   - Radisson Hotel, Romulus
   - Holiday Inn-East, Saginaw
   - Super 8, Saginaw
   - Courtyard by Marriott, Southfield
   - Embassy Suites, Southfield
   - Hilton Hotel, Southfield
   - Marriott Hotel, Southfield
   - Ramada Inn, Southfield
   - Residence Inn, Southfield
   - The Garden Inn, Southfield
   - Comfort Suites-Proposed, Sterling Heights
   - Holiday Inn, Sturgis
   - Grand Traverse Resort, Traverse City
   - Hampton Inn, Traverse City
   - Park Place Hotel, Traverse City
   - Courtyard by Marriott, Troy
   - Holiday Inn, Troy
   - Marriott, Troy
   - Residence Inn, Troy
   - Courtyard by Marriott, Warren
   - Days Inn, Warren
   - Holiday Inn, Warren
   - Motel 6, Warren
   - Residence Inn, Warren
   - Van Dyke Hotel & Conference Center, Warren
   - Bob Evans Restaurant, Wyoming
   - Super 8, Wyoming
   - Radisson Resort-Conference Center, Ypsilanti

  Minnesota
   - Embassy Suites, Bloomington
   - Hilton Airport Hotel, Bloomington
   - Hilton Hotel, Bloomington
   - Howard Johnson Lodge, Bloomington
   - Marriott Hotel, Bloomington
   - Ramada Inn, Bloomington
   - Days Inn - Minneapolis, Brooklyn Center
   - Residence Inn, Eagan
   - Compri Hotel-Proposed, Minneapolis
   - Courtyard by Marriott-Eden Prairie, Minneapolis
   - Courtyard by Marriott-Mendota, Minneapolis
   - Days Inn, Minneapolis
   - Dyckman Hotel, Minneapolis
   - Hilton Inn, Minneapolis
   - Holiday Inn-Downtown, Minneapolis
   - Hotel-Proposed, Minneapolis
   - Luxeford Hotel, Minneapolis
   - Marquette, Minneapolis
   - Marriott City Center Hotel, Minneapolis
   - Marriott-Minnetonka, Minneapolis
   - Motel 6, Minneapolis
   - Omni-Northstar, Minneapolis
   - Radisson Hotel, Minneapolis
   - Ramada Inn, Minneapolis
   - Sheraton Minneapolis, Minneapolis
   - Sofitel, Minneapolis
   - Motel-Proposed, Montevideo
   - Days Inn, Plymouth
   - Hotel-Proposed, Rochester
   - Howard Johnson, Rochester
   - Motel 6, Rochester
   - Radisson Hotel, Rochester
   - Days Inn, Roseville
   - Holiday Inn, Saint Paul
   - Holiday Inn-Town Square, Saint Paul
   - Hotel-Proposed, Saint Paul
   - Inn and Expo Center, Saint Paul
   - World Trade Hotel, Saint Paul
   - Wayzata Conference Center, Wayzata

  Mississippi
   - Howard Johnson, Biloxi
   - Holiday Inn, Greenwood
   - Motel 6, Hattlesburg
   - Hampton Inn, Jackson
   - Howard Johnson, Jackson
   - Ramada Inn-Proposed, Jackson
   - Residence Inn, Jackson
   - Cabot Lodge, Ridgeland
   - Holiday Inn, Vicksburg

  Missouri
   - Ramada Inn, Columbia
   - Howard Johnson-North St. Louis, Hazelwood
   - Super 8, Independence
   - La Quinta Inn, Jackson - North
   - Capital Plaza, Jefferson City
   - Ramada Inn, Jefferson City
   - Days Inn, Joplin
   - Super 8, Joplin
   - Allis Plaza, Kansas City
   - Americana Hotel, Kansas City
   - AmeriSuites Hotel-Proposed, Kansas City
   - Doubletree Hotel, Kansas City
   - Embassy Suites, Kansas City
   - Fairfield Inn-West, Kansas City
   - Hilton - Proposed, Kansas City
   - Hilton Inn, Kansas City
   - Historic Suites Hotel, Kansas City
   - Holiday Inn, Kansas City
   - Holiday Inn Crowne Plaza, Kansas City
   - Holiday Inn-Proposed, Kansas City
   - Proposed Sheraton Hotel, Kansas City
   - Radisson Suite Hotel, Kansas City
   - Resort Hotel - Proposed, Kansas City
   - Marriott-Tan-Tar-A, Lake of the Ozarks
   - Super 8, Liberty
   - Super 8, North Kansas City
   - Inn at Grand Glaize, Osage Beach
   - Super 8, Saint Joseph
   - Clarion, Saint Louis
   - Courtyard by Marriott-Creve Coeur, Saint Louis
   - Courtyard by Marriott-Downtown, Saint Louis
   - Courtyard by Marriott-Westport, Saint Louis
   - Days Inn, Saint Louis
   - Doubletree Hotel, Saint Louis
   - Drury Inn, Saint Louis
   - Embassy Suites, Saint Louis
   - Fairfield Inn-Hazel, Saint Louis
   - Henry VIII Hotel, Saint Louis
   - Hilton Hotel-Bel Air, Saint Louis
   - Holiday Inn Sports Complex, Saint Louis
   - Holiday Inn-Airport North, Saint Louis
   - Holiday Inn-Downtown, Saint Louis
   - Holiday Inn-Riverfont, Saint Louis
   - Howard Johnson-South, Saint Louis
   - Mayfair Hotel, Saint Louis
   - Omni-St. Louis Station, Saint Louis
   - Ramada Inn-Westport, Saint Louis
   - Residence Inn-Chesterfield, Saint Louis
   - Residence Inn-Richmond Heights, Saint Louis
   - Ritz-Carlton Hotel, Saint Louis
   - Sheraton-Airport, Saint Louis
   - St. Louis Airport Hilton, Saint Louis
   - St. Louis Airport Radisson Hotel, Saint Louis
   - St. Louisian Hotel, Saint Louis
   - Stouffer Concourse Hotel, Saint Louis
   - Super 8, Saint Louis
   - Marriott Hotel, Saint Louis County
   - Holiday Inn, Springfield
   - Sheraton Inn, Springfield
   - Super 8, Springfield
   - Executive Inn & Office Building, St. Louis
   - Holiday Inn, St. Louis
   - Howard Johnson Hotel, St. Louis
   - Hotel-Proposed, Unity Village
   - Holiday Inn, Wendtzville

  Montana
   - Sheraton Hotel, Billings
   - Super 8, Billings
   - Super 8, Great Falls
   - Super 8, Helena
   - Super 8, Kalispell
   - Holiday Inn, Missoula
   - Red Lion Inn, Missoula

  Nebraska
   - Holiday Inn, Kearney
   - Best Western Airport Inn, Lincoln
   - Holiday Inn-Airport, Lincoln
   - Holiday Inn-Northeast, Lincoln
   - Howard Johnson, North Platte
   - Marriott Hotel, Omaha
   - Ramada Inn, Omaha
   - Red Lion Inn, Omaha

  Nevada
   - Lake Mead Resort, Boulder City
   - Ormsby House Hotel and Casino, Carson City
   - Super 8, Carson City
   - Doubletree Hotel and Resort, Cathedral City
   - Best Western Motel - Proposed, Jackpot
   - Airport Inn, Las Vegas
   - Aladdin Hotel and Casino, Las Vegas
   - Alexis Park Resort Hotel, Las Vegas
   - Casino Hotel-Proposed, Las Vegas
   - Courtyard by Marriott, Las Vegas
   - El Rancho Hotel and Casino, Las Vegas
   - Hotel and Casino-Proposed, Las Vegas
   - Jockey Club Hotel and Casino, Las Vegas
   - La Quinta Hotel, Las Vegas
   - Paradise Resort, Las Vegas
   - Residence Inn, Las Vegas
   - Silverbird Casino, Las Vegas
   - Super 8-Proposed, Las Vegas
   - The Mirage, Las Vegas
   - Tropicana Travelodge, Las Vegas
   - Westward Ho Casino, Las Vegas
   - Echo Bay Resort, Overton
   - Holiday Inn, Reno
   - La Quinta Hotel, Reno
   - Quality Inn and Casino, Reno
   - Red Lion Hotel-Proposed, Reno

  New Hampshire
   - Sheraton Wayfarer, Bedford
   - Hampton Inn, Bow
   - Mount Washington Resort, Bretton Woods
   - Balsams Hotel, Dixville Notch
   - Sheraton Inn-Lamie's Tavern, Hampton
   - Woodbound Inn, Jaffrey
   - Brickyard Mountain Inn, Laconia
   - Loon Mountain Hotel, Lincoln
   - Appleton Inns, Manchester
   - Holiday Inn Center, Manchester
   - Sheraton Wayfarer, Manchester
   - Susse Chalet, Manchester
   - Clarion Somerset Hotel, Nashua
   - Hotel-Proposed, Nashua
   - Tara Sheraton Nashua, Nashua
   - Wentworth by the Sea, Newcastle
   - Susse Chalet, Portsmouth
   - Wentworth-by-the-Sea, Portsmouth
   - Salem Inn, Salem
   - Susse Chalet, Salem
   - Landmarc Lodge-East, Waterville Valley
   - Landmarc Lodge-West, Waterville Valley
   - Silver Squirrel Inn, Waterville Valley
   - Snowy Owl Inn, Waterville Valley
   - Chalet Susse International, Inc., Wilton

  New Jersey
   - Marriott Seaview Golf Resort, Abescon
   - Howard Johnson Hotel, Absecon
   - Seaview Country Club, Absecon
   - Berkeley Carteret Hotel, Asbury Park
   - Caesar's Hotel and Casino, Atlantic City
   - Casino Hotel-Proposed, Atlantic City
   - Deauville Hotel, Atlantic City
   - Diplomat Hotel, Atlantic City
   - Hampton Inn, Atlantic City
   - Harrah's Marina Hotel Casino, Atlantic City
   - Lafayette Hotel, Atlantic City
   - Resorts Int'l Hotel and Casino, Atlantic City
   - Royal Inn, Atlantic City
   - Sands Hotel and Casino, Atlantic City
   - Traymore Hotel Site, Atlantic City
   - Tropicana Hotel and Casino, Atlantic City
   - World International Hotel, Atlantic City
   - Bernards Inn, Bernardsville
   - Hotel-Proposed, Bridgewater
   - Proposed Hotel, Camden
   - Cherry Hill Hyatt, Cherry Hill
   - Cherry Hill Inn, Cherry Hill
   - Ramada Inn, Clifton
   - Comfort Suites, E. Rutherford
   - Ramada Renaissance, East Brunswick
   - Sheraton Inn, East Brunswick
   - Sheraton - Per Diem, East Rutherford
   - Holiday Inn-Raritan Center, Edison
   - Hotel-Proposed, Edison
   - Ramada Inn, Edison
   - Best Western Hotel, Egg Harbor Township
   - Newark Airport Vista Hotel, Elizabeth
   - Ramada Inn-Proposed, Elizabeth
   - Sheraton Inn, Elizabeth
   - Marriott Suite Hotel-Proposed, Elmwood Park
   - Howard Johnson, Englewood
   - Conference Center, Farleigh Dickinson
   - Motel-Proposed, Flemington
   - Hamilton Park Conference Center, Florham Park
   - Courtesy Motel, Fort Lee
   - Ramada Inn-Proposed, Franklin Township
   - Playboy Resort, Great Gorge
   - Marriott Hotel, Hanover
   - Sheraton Hotel, Hasbrouck Heights
   - Holiday Inn, Jamesburg
   - Restaurant at Port Liberte, Jersey City
   - Harrogate Senior Living Facility, Lakewood
   - Courtyard by Marriott, Lincroft
   - Hotel-Proposed, Long Branch
   - Comfort Inn, Mahwah
   - Courtyard by Marriott, Mahwah
   - Residence Inn-Proposed, Mahwah
   - Economy Lodge - Proposed, Meadowlands
   - Holiday Inn, Meadowlands
   - Hotel-Proposed, Meadowlands
   - Meadowlands Hilton, Meadowlands
   - Sheraton Hotel, Meadowlands
   - Forsgate Conference Center, Monroe Township
   - Conference Center, Morristown
   - Governor Morris Inn, Morristown
   - Headquarters Plaza Hotel, Morristown
   - Pleasantville Farms Conference Cent, Morristown
   - Howard Johnson Lodge, Mount Holly
   - Courtyard by Marriott, Mount Laurel
   - Hilton, Mount Laurel
   - Days Hotel, New Brunswick
   - Hyatt Hotel, New Brunswick
   - Rennaisance Hotel, New Brunswick
   - Residence Inn - Princeton, New Jersey
   - Airport Hotel-Proposed, Newark
   - Courtyard by Marriott-Airport, Newark
   - Holiday Inn, Newark
   - Holiday Inn-Airport North, Newark
   - Hotel-Proposed, Newark
   - Howard Johnson Hotel, Newark
   - Days Inn, North Bergen
   - Holiday Inn, North Brunswick
   - Port-O-Call, Ocean City
   - Sting Ray Motel, Ocean City
   - Hotel-Proposed, Ocean Grove
   - Spray View Hotel, Ocean Grove
   - Macy Hotel-Proposed, Paramus
   - Red Carpet Inn, Paramus
   - Residence Inn-Proposed, Paramus
   - Marriott Hotel-Proposed, Park Ridge
   - Embassy Suites, Parsippany
   - Hilton, Parsippany
   - Residence Inn-Proposed, Parsippany
   - Howard Johnson, Phillipsburg
   - Hotel-Proposed, Piscataway
   - Residence Inn-Proposed, Piscataway
   - Compri Hotel-Proposed, Princeton
   - Hyatt Regency, Princeton
   - Marriott Hotel, Princeton
   - Omni Nassau Inn, Princeton
   - Treadway Inn, Princeton
   - Howard Johnson, Ridgefield Park
   - Hotel-Proposed, Rockleigh
   - Hotel-Proposed, Roxbury Township
   - Ramada Inn, Runnemede
   - Howard Johnson, Saddle Brook
   - Marriott Hotel, Saddle Brook
   - Days Inn, Secaucus
   - Howard Johnson, Secaucus
   - Ramada Inn, Secaucus
   - Hilton At Short Hills, Short Hills
   - Pier 4 Motel, Somers Point
   - Garden State Convention Center, Somerset
   - Holiday Inn, Somerset
   - Marriott Hotel, Somerset
   - Neighborhood Suites-Proposed, Somerset
   - Sommerset Plaza Hotel, Somerset
   - Summerfield Suites Hotel, Sommerset
   - Hewitt Wellington Hotel, Spring Lake
   - Hotel-Proposed, Spring Lake
   - Loews Glenpointe Hotel, Teaneck
   - Appleton Inn, Tinton Falls
   - Envoy Inn, Tinton Falls
   - Hilton Inn, Tinton Falls
   - Residence Inn, Tinton Falls
   - Sunrise Suite Hotel, Tinton Falls
   - Hotel-Proposed, Toms River
   - Hotel-Proposed, Turnersville
   - Hotel-Proposed, Wayne
   - Howard Johnson-Proposed, Wayne
   - Holiday Inn, Wildwood Crest
   - Motel, Wrightstown

  New Mexico
   - Compri Hotel-Proposed, Albuquerque
   - Courtyard by Marriott-Airport, Albuquerque
   - Fairfield Inn-Proposed, Albuquerque
   - Hampton Inn, Albuquerque
   - Hilton Hotel, Albuquerque
   - Holiday Inn, Albuquerque
   - Marriott Hotel, Albuquerque
   - Radisson Suite Hotel-Proposed, Albuquerque
   - Residence Inn, Albuquerque
   - Rodeway Inn, Albuquerque
   - Winrock Motor Inn, Albuquerque
   - La Quinta Inn, Albuquerque - Airport
   - Corkin's Lodge, Chama
   - La Quinta Inn, Farmington
   - Hilton, Las Cruces
   - Las Cruces Hilton, Las Cruces
   - Super 8, Las Cruces
   - Ski Rio Ski Resort, Miracle Mountain
   - Super 8, Raton
   - Young's Ranch, Red River
   - Eldorado Hotel, Santa Fe
   - Homewood Suites Hotel, Santa Fe
   - Hotel-Proposed, Santa Fe
   - Inn at Loretto, Santa Fe
   - Inn on the Alameda, Santa Fe
   - La Fonda Hotel, Santa Fe
   - La Quinta Hotel, Santa Fe
   - Residence Inn, Santa Fe
   - Santa Fe Motel, Santa Fe
   - Sheraton de Santa Fe, Santa Fe

  New York
   - Americana Inn, Albany
   - Desmond Hotel, Albany
   - Hilton Hotel, Albany
   - Marriott Hotel, Albany
   - Sheraton Inn, Albany
   - Susse Chalet, Albany
   - VIP Motor Lodge (Howard Johnson), Albany
   - Embassy Suites-Proposed, Amherst
   - Holiday Inn, Amherst
   - Annandale Inn-Proposed, Annandale
   - Wampus Inn-Proposed, Armonk
   - Treadway Inn, Batavia
   - Hampton Inn, Binghamton
   - Holiday Inn-Arena, Binghamton
   - Holiday Inn-SUNY, Binghamton
   - Hotel-Proposed, Binghamton
   - Howard Johnson, Binghamton
   - Residence Inn, Binghamton
   - Sheraton Inn, Binghamton
   - Eden Motel, Bronx
   - Days Inn-Proposed, Brookhaven
   - Residence Inn, Brookhaven
   - Brooklyn Hotel-Proposed, Brooklyn
   - Hilton Hotel, Brooklyn
   - Airport Hotel-Proposed, Buffalo
   - Buffalo Hotel, Buffalo
   - Days Hotel-Proposed, Buffalo
   - Hilton Hotel, Buffalo
   - Holiday Inn - Midtown, Buffalo
   - Hyatt Hotel, Buffalo
   - Hyatt Regency Hotel & Retail Area, Buffalo
   - Radisson Hotel, Buffalo
   - Ramada Inn-Airport, Buffalo
   - Ramada Renaissance Hotel, Buffalo
   - Residence Inn-Proposed, Buffalo
   - Sheraton Hotel, Buffalo
   - Sheraton Inn Buffalo East, Buffalo
   - Sheraton Inn-Airport, Buffalo
   - Sheraton Inn, Canadaiqua
   - Airway Motel, Cheektowaga
   - Holiday Inn - Airport, Cheektowaga
   - Holiday Inn - Gateway, Cheektowaga
   - Quality Inn, Cheektowaga
   - Sheraton Buffalo, Cheektowga
   - Steeplechase Park-Proposed, Coney Island
   - Hilton Inn, Corning
   - Resort/Conference Center-Proposed, Cornwall
   - Holiday Inn, Cortland
   - Roycroft Inn, East Aurora
   - Hotel-Proposed, East Elmhurst
   - Susse Chalet, East Greenbush
   - Nevele Hotel, Ellenville
   - Int'l Conf./Learning Center-Propose, Ellis Island
   - Days Inn, Elmsford
   - Howard Johnson, Elmsford
   - Neighborhood Suites Hotel-Proposed, Fishkill
   - Residence Inn, Fishkill
   - Metropole Hotel, Flushing
   - Midway Hotel, Flushing
   - Sheraton - Proposed, Flushing Center
   - Hotel-Proposed, Garden City
   - Wyndham Condominium, Garden City
   - Harrison Conference Center, Glen Clove
   - Great Neck Hotel, Great Neck
   - Comfort Inn, Greece
   - Holiday Inn-Proposed, Greece
   - Tamarack Lodge, Greenfield Park
   - Claudio's Restaurant, Greenport
   - Colonie Hill, Hauppauge
   - Holiday Inn, Hauppauge
   - Marriott Wind Watch Hotel & Golf, Hauppauge
   - Marriott Windwatch, Hauppauge
   - Ramada Inn, Hauppauge
   - Residence Inn, Hauppauge
   - Homewood Suites-Proposed, Henrietta
   - Howard Johnson, Huntington
   - Huntington Townhouse, Huntington
   - Hampton Inn, Islandia
   - Marriott Wind Watch, Islandia
   - Hotel-Proposed, Islip
   - Howard Johnson Hotel, Ithaca
   - Ramada Inn, Ithaca
   - Sheraton Inn, Ithaca
   - JFK Hilton, Jamaica
   - Howard Johnson, Kingston
   - Ramada Inn, Kingston
   - Omni Sagamore, Lake George
   - Ramada Inn, Lake George
   - Former Lake Placid Club Hotel, Lake Placid
   - Hilton Hotel, Lake Placid
   - Mirror Lake Inn, Lake Placid
   - Holiday Inn, Latham
   - Howard Johnson, Latham
   - Howard Johnson, Liberty
   - The New Brown's Resort, Loch Sheldrake
   - Convention Center - Proposed, Long Island
   - Eastern Nassau/W. Suffolk Hotel, Long Island
   - Hyatt Hotel-Proposed, Long Island
   - Motel-Proposed, Lynbrook
   - Crowne Plaza Hotel, Manhattan
   - Hotel Mark, Manhattan
   - Proposed Economy Hotel, Manhattan
   - Sugar Maples Resort, Maplecrest
   - Hotel-Proposed, Middletown
   - Howard Johnson, Middletown
   - Montauk Yacht Club and Inn, Montauk
   - Kutsher's Resort, Monticello
   - Motel-Proposed, Nanuet
   - Wallkill Valley Inn Project, New Paltz
   - Hotel-Proposed, New Rochelle
   - Le Richmond Hotel, New Rochelle
   - Ramada Plaza Inn and Offices, New Rochelle
   - Sheraton Inn, New Rochelle
   - Aberdeen Hotel, New York
   - American Youth Hostel, New York
   - Americana Hotel, New York
   - Ashley Hotel, New York
   - Astor House-Proposed, New York
   - Barbizon Plaza Hotel, New York
   - Barclay Hotel, New York
   - Battery Park City Hotel-Proposed, New York
   - Berkshire Place, New York
   - Best Western Woodward Hotel, New York
   - Biltmore Hotel, New York
   - Broadway Crowne Plaza, New York
   - Carlton House Hotel, New York
   - Century Paramount Hotel, New York
   - Chatwal Inn, New York
   - Chatwal Inn on 45th Street, New York
   - Chatwal Inn on Park Avenue, New York
   - Chinatown Hotel-Proposed, New York
   - Courtyard by Marriott-Proposed, New York
   - Custom's House, New York
   - Days Inn, New York
   - Days Inn-West 57th Street, New York
   - Doral Inn, New York
   - Dover Hotel, New York
   - Downtown Athletic Club, New York
   - Downtown Conference Center, New York
   - Drake Hotel, New York
   - Econo Lodge-Proposed, New York
   - El Rio Grande, New York
   - Embassy Suites-Times Square-Propose, New York
   - Empire Hotel, New York
   - Essex House, New York
   - Executive Hotel, New York
   - Giordano Hotel, New York
   - Gorham Hotel, New York
   - Grand Bay at Equitable Center, New York
   - Grand Hyatt Hotel, New York
   - Greenwich Street Hotel, New York
   - Halloran House, New York
   - Hampton House, New York
   - Harley Hotel, New York
   - Helmsley Hotel, New York
   - Hilton Hotel, New York
   - Hilton Hotel-Statler, New York
   - Holiday Inn, New York
   - Holiday Inn Crowne Plaza-Broadway, New York
   - Holiday Inn Crowne Plaza-Manhattan, New York
   - Holland Hotel, New York
   - Hotel Intercontinental, New York
   - Hotel Pierre, New York
   - Hotel-1926 Broadway-Proposed, New York
   - Hotel-East 57th Street-Proposed, New York
   - Hotel-Proposed, New York
   - Hotel-Tenth Avenue-Proposed, New York
   - Howard Hotel, New York
   - Howard Johnson, New York
   - Journey's Court Hotel-Proposed, New York
   - Journey's End, New York
   - Kalikow Hotel-Proposed, New York
   - Kennedy Inn, New York
   - Lancaster Hotel, New York
   - Le Meridien Liberty New York, New York
   - Lowell Hotel, New York
   - Luxury Hotel-Proposed, New York
   - Macklowe Hotel, New York
   - Madison Towers Hotel, New York
   - Manger Windsor Hotel, New York
   - Mark Hotel, New York
   - Marriott East Side, New York
   - Marriott Financial Center, New York
   - Marriott Hotel-Proposed, New York
   - Marriott Marquis, New York
   - Martinique Hotel, New York
   - Mayfair Regent, New York
   - Milford Plaza Hotel, New York
   - Millennium Hotel, New York
   - Navarro Hotel, New York
   - Nova Park-Gotham, New York
   - Novotel, New York
   - Omni Berkshire Place, New York
   - Omni Park Central, New York
   - Parc Fifty One Hotel, New York
   - Parker Meridien Hotel, New York
   - Peninsula Hotel, New York
   - Penta Hotel, New York
   - Piccadilly Hotel, New York
   - Plaza Hotel, New York
   - President Hotel, New York
   - Prince George Hotel, New York
   - Prince Street Hotel-Proposed, New York
   - Proposed Hotel and Apartments, New York
   - Proposed Luxury Hotel-Proposed, New York
   - Quality Inn, New York
   - Quality Suites, New York
   - Ramada Inn, New York
   - Regent Hotel-Proposed, New York
   - Regent of New York-Proposed, New York
   - Ritz-Carlton, New York
   - Roger Smith Winthrop Hotel, New York
   - Roosevelt Hotel, New York
   - Russian Tea Room, New York
   - Sheraton Hotel, New York
   - Sheraton Motor Inn, New York
   - Sheraton Park Avenue, New York
   - Soho Hotel-Proposed, New York
   - St. Moritz Hotel, New York
   - St. Regis, New York
   - Stanhope, New York
   - Sutton Place Hotel, New York
   - Taft Hotel, New York
   - Tenth Avenue Hotels-Proposed, New York
   - The Pierre Hotel, New York
   - The Plaza Athenee, New York
   - Times Square Hotel-Proposed, New York
   - Timeshare-Proposed, New York
   - Travel Inn, New York
   - Tudor Hotel, New York
   - UN Plaza Suite Hotel-Proposed, New York
   - Vista International, New York
   - Waldorf=Astoria Hotel, New York
   - Warwick Hotel, New York
   - Westbury Hotel, New York
   - Westin Plaza Hotel, New York
   - Woodward Hotel-Proposed, New York
   - York Club, New York
   - Howard Johnson Motel & Restaurant, Newburgh
   - Ramada Inn, Newburgh
   - Hilton Hotel, Niagara Falls
   - Howard Johnson, Norwich
   - Hotel-Proposed, Orangetown
   - Hudson Valley Conference Center, Ossining
   - Sheraton Inn, Ossining
   - Hotel-Proposed, Oswego
   - Best Western, Painted Post
   - Lodge on the Green, Painted Post
   - Residence Inn - Proposed, Parsippany
   - Senior Living - Proposed, Pearl River
   - Drum Hill Hotel, Peekskill
   - Holiday Inn, Plainview
   - Howard Johnson, Plainview
   - Pickwick Motor Inn, Plainview
   - Residence Inn, Plainview
   - Holiday Inn, Plattsburgh
   - Motel-Proposed, Port Jefferson
   - Comfort Inn-Proposed, Poughkeepsie
   - Courtyard by Marriott, Poughkeepsie
   - Radison Hotel, Poughkeepsie
   - Wyndham Hotel, Poughkeepsie
   - Best Western-LaGuardia Airport, Queens
   - Crown Motel, Queens
   - Crowne Plaza-LaGuardia Airport, Queens
   - Days Inn-LaGuardia Airport, Queens
   - Executive Inn, Queens
   - Hilton Inn-LaGuardia Airport, Queens
   - Hilton-JFK Airport, Queens
   - Holiday Inn-JFK Airport, Queens
   - Holiday Inn-LaGuardia Airport, Queens
   - Howard Johnson, Queens
   - Jade East Motel, Queens
   - JFK Plaza Hotel, Queens
   - Marriott Hotel-JFK Airport, Queens
   - Marriott-LaGuardia Airport, Queens
   - Metropole Hotel, Queens
   - Midway Hotel, Queens
   - Riviera Hotel, Queens
   - Royce Hotel-LaGuardia Airport, Queens
   - Sheraton-LaGuardia East-Proposed, Queens
   - Adria Hotel, Queens (Bayside)
   - Holiday Inn, Riverhead
   - Riverhead Motor Hotel, Riverhead
   - Americana Hotel, Rochester
   - Courtyard by Marriott-Wrighton, Rochester
   - Days Hotel (former Holiday Inn), Rochester
   - Hilton-Campus, Rochester
   - Holiday Inn, Rochester
   - Hotel-Proposed (former St. Bernard), Rochester
   - Hyatt Hotel, Rochester
   - Lodge at Woodcliff, Rochester
   - Omni Suites Hotel, Rochester
   - Residence Inn, Rochester
   - Sheraton Inn, Rochester
   - Stouffer Hotel, Rochester
   - Town House Inn, Rochester
   - Limited Service Hotel-Proposed, Rome
   - Hotel - Proposed, Roslyn
   - Roslyn Country Club, Roslyn
   - Courtyard by Marriott, Rye
   - Le Richemonde Hotel, Ryebrook
   - Baron's Cove Inn, Sag Harbor
   - Holiday Inn, Saratoga
   - Hotel-Proposed, Saratoga Springs
   - Howard Johnson, Saugerties
   - Holiday Inn, Schenectady
   - Ramada Inn, Schenectady
   - Dering Harbor Inn, Shelter Island
   - Crowne Plaza-Proposed, Smithtown
   - Howard Johnson, Smithtown
   - Sheraton, Smithtown
   - Raleigh Hotel, South Fallsburg
   - Hotel-Proposed, Southhold
   - Susse Chalet, Spring Valley
   - Executive Motor Inn, Springfield Gardens
   - Staten Island Hotel, Staten Island
   - Imperial Htl/Stevensville Golf Crs., Stevensville
   - Holiday Inn, Suffern
   - Motel on the Mountain, Suffern
   - Browns Hotel, Sullivan County
   - Imperial Hotel, Sullivan County
   - The New Brown's Resort, Sullivan County
   - Courtyard by Marriott, Syracuse
   - Embassy Suites, Syracuse
   - Hampton Inn, Syracuse
   - Hilton Inn, Syracuse
   - Holiday Inn-Downtown, Syracuse
   - Holiday Inn-Exit 35, Syracuse
   - Holiday Inn-Exit 36, Syracuse
   - Holiday Inn-Exit 39, Syracuse
   - Holiday Inn-I-90, Syracuse
   - Homewood Suites Hotel-Proposed, Syracuse
   - Hotel Syracuse, Syracuse
   - Hotel-Proposed, Syracuse
   - Marriott Hotel, Syracuse
   - Residence Inn-Proposed, Syracuse
   - Sheraton University Inn & Conf.Ctr., Syracuse
   - Treadway Inn, Syracuse
   - Courtyard by Marriott, Tarrytown
   - Tarrytown House Conference Center, Tarrytown
   - Westchester Marriott, Tarrytown
   - Embassy Suites - Proposed, Times Square, New York
   - Marriott Hotel, Uniondale
   - Sheraton Nassau Hotel, Uniondale
   - Howard Johnson Hotel, Utica
   - Howard Johnson, Vestal
   - Hotel-Proposed, Watertown
   - Convention Hotel-Proposed, Westbury
   - Dalts Restaurant, Westbury
   - Howard Johnson, Westbury
   - Marriott Hotel, Westchester
   - Inn-Proposed, Westhampton
   - Crowne Plaza, White Plains
   - Hotel-Proposed, White Plains
   - Howard Johnson, White Plains
   - Roger Smith Hotel, White Plains
   - Stouffer Westchester Hotel, White Plains
   - White Plains Hotel, White Plains
   - Anton Meadows, Yaphank
   - Quality Suites, Yorktown
   - Yorktown Motor Lodge, Yorktown Heights

  North Carolina
   - Days Inn - Central, Asheville
   - Holiday Inn - Airport, Asheville
   - Holiday Inn - Tunnel, Asheville
   - Inn on the Plaza, Asheville
   - Sheraton Inn, Asheville
   - Days Inn, Ashville
   - Masters Economy Inn - Rocky Mount, Battlebro
   - Days Inn, Blowing Rock
   - All-Suite Hotel-Proposed, Boone
   - Residence Inn-Proposed, Cary
   - Carolina Inn, Chapel Hill
   - Hilton-Proposed, Chapel Hill
   - Charlotte Registry Hotel-Per Diem, Charlotte
   - Compri Hotel-Proposed, Charlotte
   - Courtyard by Marriott, Charlotte
   - Days Inn, Charlotte
   - Days Inn-Uptown, Charlotte
   - Fairfield Inn, Charlotte
   - Howard Johnson, Charlotte
   - Howard Johnson Lodge, Charlotte
   - Knights Inn, Charlotte
   - Manger Motor Inn, Charlotte
   - Marriott City Center, Charlotte
   - Marriott Hotel-Independence Center, Charlotte
   - Masters Economy Inn - Charlotte No, Charlotte
   - Masters Economy Inn - Merchandise, Charlotte
   - Queen City Motel, Charlotte
   - Residence Inn, Charlotte
   - Residence Inn-North, Charlotte
   - Resistry Hotel, Charlotte
   - Royce Suite Hotel, Charlotte
   - Sheraton Inn, Charlotte
   - Conference Center, Clemmons
   - Sheraton Motel, Dunn
   - Best Western, Durham
   - Cricket Inn, Durham
   - Days Inn, Durham
   - Dutch Village Inn, Durham
   - Fairfield Inn, Durham
   - Holiday Inn-West, Durham
   - Motel 6, Durham
   - Sheraton-University Center, Durham
   - The Duke Inn, Durham
   - Days Inn, Fayetteville
   - Fairfield Inn, Fayetteville
   - Holiday Inn, Fayetteville
   - Hotel-Proposed, Fayetteville
   - Knights Inn, Fayetteville
   - Goldsboro Motel, Goldsboro
   - Courtyard by Marriott, Greensboro
   - Days Inn, Greensboro
   - Embassy Suites, Greensboro
   - Fairfield Inn, Greensboro
   - Hilton, Greensboro
   - Marriott Hotel, Greensboro
   - Residence Inn, Greensboro
   - Sheraton Greensboro, Greensboro
   - Hotel-Proposed, Greenville
   - Radisson Hotel, High Point
   - Days Inn, Lumberton
   - Maggie Valley Country Club, Maggie Valley
   - Courtyard by Marriott, Raleigh
   - Fairfield Inn, Raleigh
   - Hampton Inn, Raleigh
   - Hilton, Raleigh
   - Holiday Inn-Downtown, Raleigh
   - Marriott Hotel-RTP, Raleigh
   - Raleigh Radisson, Raleigh
   - Residence Inn, Raleigh
   - Holiday Inn - Airport, Research Triangle Park
   - Howard Johnson, Roanoke Rapids
   - Sheraton Inn, Rocky Mount
   - Days Inn, Rocky Mountain
   - Fairfield Inn, Rocky Mountain
   - Motel 6, Rocky Mountain
   - Days Inn, Rowland
   - Sheraton Motel, Selma
   - Masters Economy Inn, Smithfield
   - Holiday Inn, Southern Pines
   - Fairfield Inn, Wilmington
   - Hilton, Winston/Salem
   - Holiday Inn, Winston/Salem
   - Winston Plaza Hotel, Winston/Salem

  North Dakota
   - Holiday Inn, Bismark
   - Radisson Inn, Bismark
   - Super 8, Bismark
   - Ramada Hotel, Fargo
   - Ramada Inn-Proposed, Fargo
   - Super 8, Grand Forks
   - Super 8, Minot

  Ohio
   - Holiday Inn-Cascade, Akron
   - Ramada Inn, Akron
   - Residence Inn, Akron
   - Aurora Inn and Pine Lake Trout Club, Aurora
   - Sheraton Inn, Aurora
   - Woodlands Inn, Aurora
   - Courtyard by Marriott, Blue Ash
   - Embassy Suites, Blue Ash
   - Residence Inn-Proposed, Blue Ash
   - Best Western, Cambridge
   - Days Inn, Cambridge
   - Hilton Hotel, Canton
   - Super 8, Canton
   - Best Western Northeast, Cincinnati
   - Carousel Inn, Cincinnati
   - Cincinnati Hotel, Cincinnati
   - Clarion Hotel, Cincinnati
   - Days Inn, Cincinnati
   - Embassy Suites-Proposed, Cincinnati
   - Holiday Inn-Downtown, Cincinnati
   - Holiday Inn-Eastgate, Cincinnati
   - Holiday Inn-Northeast, Cincinnati
   - Holiday Inn-Riverfront, Cincinnati
   - Holiday Inn-South, Cincinnati
   - Hotel-Airport-Proposed, Cincinnati
   - Howard Johnson, Cincinnati
   - Hyatt, Cincinnati
   - Knights Inn, Cincinnati
   - KOA Campground, Cincinnati
   - Marriott Inn, Cincinnati
   - Netherland Hilton, Cincinnati
   - Omni Netherland Plaza, Cincinnati
   - Proposed Hotel, Cincinnati
   - Radisson Inn, Cincinnati
   - Ramada Inn, Cincinnati
   - Residence Inn, Cincinnati
   - Residence Inn-North, Cincinnati
   - Sheraton Inn-Proposed, Cincinnati
   - Treadway Inn, Cincinnati
   - Vernon Manor, Cincinnati
   - AmeriSuite Hotel-Proposed, Cleveland
   - Downtown Hotel-Proposed, Cleveland
   - Fairfield Inn-Brook Park, Cleveland
   - Fairfield Inn-West, Cleveland
   - Holiday Inn-Airport, Cleveland
   - Holiday Inn-Lakeside, Cleveland
   - Hyatt Hotel-Proposed, Cleveland
   - Marriott Hotel, Cleveland
   - Sheraton City Center, Cleveland
   - Sheraton Hopkins, Cleveland
   - AmeriSuite - Proposed, Columbus
   - Embassy Suites, Columbus
   - Fairfield Inn-North, Columbus
   - Fairfield Inn-West, Columbus
   - Hilton Inn, Columbus
   - Holiday Inn-Airport, Columbus
   - Holiday Inn-City Center, Columbus
   - Holiday Inn-Worthington, Columbus
   - Hotel-Proposed, Columbus
   - Howard Johnson Hotel, Columbus
   - Howard Johnson-East, Columbus
   - Howard Johnson-West, Columbus
   - Knights Inn-West, Columbus
   - Marriott Hotel, Columbus
   - Nationwide Hotel, Columbus
   - Residence Inn-North, Columbus
   - Sheraton Plaza Hotel, Columbus
   - Sheraton-North, Columbus
   - Union Plaza Hotel-Steeplechase, Columbus
   - University Inn, Columbus
   - Woodfin Hotel, Columbus
   - Courtyard by Marriott, Crosswoods
   - Courtyard by Marriott, Dayton
   - Daytonian Hilton, Dayton
   - Fairfield Inn, Dayton
   - Hope Hotel & Conference Center, Dayton
   - Knights Inn-North, Dayton
   - Marriott Hotel, Dayton
   - Motel 6, Dayton
   - Ramada Inn, Dayton
   - Residence Inn-North, Dayton
   - Residence Inn By Marriott, Dayton South
   - Courtyard by Marriott, Dublin
   - Woodfin Suites, Dublin
   - East Liverpool Motor Lodge, East Liverpool
   - Howard Johnson, Euclid
   - Ramada Inn, Fairlawn
   - Hampton Inn, Independence
   - Howard Johnson, Lima
   - Ramada Inn, Lima
   - Best Western, Mansfield
   - Holiday Inn, Marietta
   - Lafayette Hotel, Marietta
   - Holiday Inn, Middletown
   - Howard Johnson, Middletown
   - Regal 8 Inn, Middletown
   - Sheraton-Proposed, Milford
   - Super 8, Montrose
   - Ramada Inn, Sandusky
   - Days Inn, Sharonville
   - Holiday Inn-Cincinnati North, Sharonville
   - Super 8, St. Clairsville
   - Holiday Inn, Strongsville
   - Balhalla Hotel, Toledo
   - Courtyard by Marriott, Toledo
   - Fairfield Inn-Airport, Toledo
   - Hilton at the Medical College, Toledo
   - Hilton Hotel, Toledo
   - Holiday Inn, Toledo
   - Knights Inn-West, Toledo
   - Marriott Portside Hotel, Toledo
   - Radisson Hotel, Toledo
   - Sofitel, Toledo
   - Hampton Inn-Proposed, Wickliffe
   - Holiday Inn, Youngstown
   - Hotel-Proposed, Youngstown
   - Sheraton-Proposed, Youngstown

  Oklahoma
   - Fountainhead Resort, Mcintosh County
   - Residence at the Trails Inn, Norman
   - Suit Hotel, Norman
   - Courtyard by Marriott, Oklahoma City
   - Embassy Suites, Oklahoma City
   - Holiday Inn, Oklahoma City
   - Lexington Hotel Suites, Oklahoma City
   - Lincoln Plaza Hotel, Oklahoma City
   - Marriott Hotel, Oklahoma City
   - Meridien Plaza, Oklahoma City
   - Sheraton Hotel, Oklahoma City
   - Arrowhead Resort, Pittsburgh County
   - Camelot Hotel, Tulsa
   - Doubletree Hotel, Tulsa
   - Former Holiday Inn, Tulsa
   - Former Holiday Inn-Downtown, Tulsa
   - Holiday Inn, Tulsa
   - Holiday Inn-Convention Center, Tulsa
   - La Quinta Inn, Tulsa
   - Marriott Hotel, Tulsa
   - Mayo Hotel, Tulsa
   - Residence Inn, Tulsa
   - Westin Hotel, Tulsa

  Oregon
   - Inn At Face Rock, Bandon
   - Courtyard by Marriott, Beaverton
   - Red Lion Motel, Bend
   - Sunriver Lodge and Resort, Bend
   - Econolodge Motel, Eugene
   - Valley River Inn, Eugene
   - Residence Inn Portland-South, Lake Oswego
   - Big Creek Resort-US Highway 101, Lane County
   - Embassy Suites, Portland
   - Holiday Inn Crowne Plaza - Proposed, Portland
   - Holiday Inn-Airport, Portland
   - Holiday Inn-South, Portland
   - Proposed Sheraton Suites, Portland
   - Red Lion - Jantzen Beach, Portland
   - Red Lion Inn-Lloyd Center, Portland
   - Red Lion Inn-Portland Center, Portland
   - Residence Inn - Proposed, Portland
   - Vintage Plaza Hotel, Portland
   - Wells Building, Portland
   - Execulodge Motel, Salem
   - Oregon Capital Inn, Salem
   - Springfield Red Lion Inn, Springfield
   - Sunriver Resort, Sunriver

  Pennsylvania
   - Allentown Hilton Hotel, Allentown
   - Holiday Inn, Allentown
   - Proposed Microtel, Allentown
   - Quality Inn, Allentown
   - Bedford Springs Hotel, Bedford
   - Compri Hotel-Proposed, Bensalem
   - Days Inn-Proposed, Bensalem
   - Holiday Inn, Bensalem
   - Residence Inn By Marriott, Berwyn
   - Econolodge, Bristol
   - Days Inn, Brookville
   - Buck Hill Falls Inn, Buck Hill Falls
   - Howard Johnson, Butler
   - Holiday Inn, Chambersburg
   - Days Inn, Clarion
   - Embassy Suites, Coraopolis
   - Hydeholde Country House-Proposed, Coraopolis
   - Days Inn, Danville
   - Holiday Inn, Dubois
   - Lafayette Inn-Proposed, Easton
   - Howard Johnson Hotel, Erie
   - Ramada Inn, Erie
   - Holiday Inn, Essington
   - Quality Suites-Proposed, Essington
   - Super 8-Proposed, Essington
   - Howard Johnson, Gibsonia
   - Compri Hotel-Proposed, Harrisburg
   - Holiday Inn, Harrisburg
   - Marriott Hotel, Harrisburg
   - Penn Harris Inn, Harrisburg
   - Sheraton Inn, Harrisburg
   - Super 8-Proposed, Harrisburg
   - Holiday Inn, Hazleton
   - Super 8-Proposed, Hazleton
   - Plaza Valley Forge Hotel, King of Prussia
   - Radisson Hotel, King of Prussia
   - Sheraton Hotel, King of Prussia
   - Valley Forge Complex, King of Prussia
   - Valley Forge Hilton, King of Prussia
   - Motel-Proposed, Lake Ariel
   - Days Inn, Lancaster
   - Holiday Inn-Route 30E, Lancaster
   - Holiday Inn-Route 501, Lancaster
   - Sheraton Lancaster Golf Resort, Lancaster
   - Super 8-Proposed, Lancaster
   - Holiday Inn, Lionville
   - Hilton-Great Valley, Malvern
   - Summerfield Suite-Proposed, Malvern
   - Days Inn, Meadville
   - Hilton Inn, Monroeville
   - Holiday Inn-West, Monroeville
   - Economy Hotel, Montgomery Township
   - Holiday Inn, New Hope
   - Treadway Inn, Newport
   - Residence Inn-Proposed, Paoli
   - Conference Center-Proposed, Penn State
   - Barclay Hotel, Philadelphia
   - Bellevue, Philadelphia
   - Courtyard by Marriott-Devon, Philadelphia
   - Courtyard-Willow Grove, Philadelphia
   - Days Inn-Airport, Philadelphia
   - Econo Lodge-Franklin Towne, Philadelphia
   - Essex Hotel, Philadelphia
   - Franklin Motor Inn, Philadelphia
   - Franklin Plaza Hotel, Philadelphia
   - Guest Quarters Hotel, Philadelphia
   - Hampton Inn-Proposed, Philadelphia
   - Health Club-Proposed, Philadelphia
   - Hilton Inn, Philadelphia
   - Hilton Inn-Northeast, Philadelphia
   - Holiday Inn-City Center, Philadelphia
   - Holiday Inn-City Line, Philadelphia
   - Hub Motor Inn, Philadelphia
   - Hyatt-Proposed, Philadelphia
   - Marriott Hotel, Philadelphia
   - Marriott Hotel-Airport, Philadelphia
   - Omni Philadelphia, Philadelphia
   - Penn Center Inn, Philadelphia
   - Quality Inn-Center City, Philadelphia
   - Residence Inn-Proposed, Philadelphia
   - Rittenhouse Hotel, Philadelphia
   - Treadway Mohawk, Philadelphia
   - Treadway Roosevelt, Philadelphia
   - Residence Inn, Philadelphia/Berwyn
   - Clubhouse Inn, Pittsburgh
   - Courtyard by Marriott, Pittsburgh
   - Hampton Inn at Playhouse Square, Pittsburgh
   - Hilton Hotel, Pittsburgh
   - Holiday Inn-Greentree, Pittsburgh
   - Holiday Inn-North, Pittsburgh
   - Holiday Inn-Parkway-East, Pittsburgh
   - Holiday Inn-Parkway-West, Pittsburgh
   - Hotel-Proposed, Pittsburgh
   - Howard Johnson Hotel, Pittsburgh
   - Marriott Hotel, Pittsburgh
   - Marriott-Airport, Pittsburgh
   - Motel 6, Pittsburgh
   - Quality Inn, Pittsburgh
   - Royce Hotel-Airport, Pittsburgh
   - U.S.S. Hotel-Proposed, Pittsburgh
   - Westin William Penn, Pittsburgh
   - Courtyard By Marriott, Pittsburgh Airport
   - Holiday Inn, Reading
   - Sheraton Hotel, Reading
   - Hilton at Lackawanna Station, Scranton
   - Hilton Hotel, Scranton
   - Sheraton Inn, Stroudsburg
   - HoJo Inn, Tannersville
   - Hilton-Northeast, Trevose
   - Compri Hotel-Proposed, Valley Forge
   - Courtyard by Marriott, Valley Forge
   - Holiday Inn-Meadowlands, Washington
   - Holiday Inn, Wilkes-Barre
   - Days Inn-Proposed, Williamsport
   - Hotel-Proposed, Williamsport
   - Hampton Inn - Proposed, Willow Grove
   - Holiday Inn-Market Street, York
   - Holiday Inn-Route 30 and I-83, York
   - Ramada Inn, York
   - Super 8-Proposed, York

  Rhode Island
   - Cresthil-Proposed, Lincoln
   - Courtyard by Marriott, Newport
   - Vanderbilt Hotel-Convention Center, Newport
   - Quality Inn, North Kingston
   - Biltmore Plaza, Providence
   - Convention Center Hotel-Proposed, Providence
   - Holiday Inn Providence - Downtown, Providence
   - Hotel-Proposed, Providence
   - Marriott Hotel, Providence
   - Sheraton-Airport, Providence
   - Susse Chalet, Smithfield
   - Howard Johnson, Warwick
   - Residence Inn-Proposed, Warwick
   - Susse Chalet, Warwick

  South Carolina
   - Quality Inn Motel, Anderson
   - Super 8, Anderson
   - Budget Hotel - Proposed, Charleston
   - Charleston Center Hotel-Proposed, Charleston
   - Cooper River Inn, Charleston
   - Days Inn, Charleston
   - Francis Marion Hotel, Charleston
   - Hampton Inn-Proposed, Charleston
   - Hawthorne Suites Hotel, Charleston
   - Holiday Inn, Charleston
   - Holiday Inn-Airport, Charleston
   - Holiday Inn-Riverview, Charleston
   - Masters Economy Inn - Mt. Pleasant, Charleston
   - Masters Economy Inn - Rivers Ave, Charleston
   - Middleton Inn, Charleston
   - Omni Charleston, Charleston
   - Quality Inn, Charleston
   - Trusthouse Forte, Charleston
   - Courtyard by Marriott, Columbia
   - Courtyard by Marriott-Northeast, Columbia
   - Courtyard by Marriott-Northwest, Columbia
   - Embassy Suites, Columbia
   - Marriott Hotel, Columbia
   - Masters Economy Inn - I-26, Columbia
   - Masters Economy Inn - Knox Abbot, Columbia
   - Motel 6, Columbia
   - Residence Inn, Columbia
   - Coral Beach Hotel, Coral Beach
   - Days Inn, Dillon
   - Save Inn, Fairplay
   - Fairfield Inn, Florence
   - Holiday Inn, Florence
   - Days Inn, Gaffney
   - Courtyard by Marriott, Greenville
   - Fairfield Inn, Greenville
   - Greenville Hilton Hotel, Greenville
   - Ramada Inn, Greenville
   - Super 8, Greenwood
   - Days Inn, Hardeeville
   - Fairfield Inn, Hilton Head
   - Hilton Head Inn, Hilton Head
   - Holiday Inn, Hilton Head
   - Inter-Continental Hotel, Hilton Head
   - Islander Inn, Hilton Head
   - Quality Suites-Proposed, Hilton Head
   - Residence Inn-Proposed, Hilton Head
   - Sheraton Inn, Hilton Head
   - PGA East Resort-Proposed, Kiawah Island
   - Save Inn, Lake Hartwell
   - Days Inn, Mt. Pleasant
   - Coral Beach Hotel, Myrtle Beach
   - Radisson Hotel, Myrtle Beach
   - Best Western Inn, North Charleston
   - Budget Hotel-Proposed, North Charleston
   - Days Inn, North Charleston
   - Northwoods Atrium Inn, North Charleston
   - Days Inn, Santee
   - Holiday Inn-West, Spartanburg
   - Howard Johnson, Spartanburg
   - Residence Inn, Spartanburg

  South Dakota
   - Holiday Inn, Aberdeen
   - Holiday Inn, Rapid City
   - Holiday Inn, Sioux Falls
   - Super 8, Sioux Falls
   - Holiday Inn, Spearfish

  Tennessee
   - Ameri Suite Hotel-Proposed, Brentwood
   - Courtyard by Marriott, Brentwood
   - Holiday Inn, Bristol
   - Holiday Inn-Southeast, Chattanooga
   - Howard Johnson, Chattanooga
   - Marriott Hotel, Chattanooga
   - Motel 6, Chattanooga
   - Sheraton Inn, Chattanooga
   - Super 8, Chattanooga
   - Holiday Inn, Cove Lake
   - Masters Economy Inn, Dickson
   - Comfort Inn-Proposed, Elizabethton
   - Park Vista Hotel, Gatlinburg
   - Holiday Inn-I-40, Jackson
   - Holiday Inn, Johnson City
   - Super 8, Johnson City
   - Fairfield Inn, Johnson Park
   - Holiday Inn, Kingsport
   - Courtsouth Healthclub-North, Knoxville
   - Courtsouth Healthclub-South, Knoxville
   - Courtsouth Healthclub-West, Knoxville
   - Days Inn, Knoxville
   - Hilton Hotel, Knoxville
   - Howard Johnson-Westhills, Knoxville
   - Motel 6, Knoxville
   - Quality Inn, Knoxville
   - Ramada Inn-West, Knoxville
   - Rodeway Inn, Knoxville
   - Courtyard by Marriott, Memphis
   - Courtyard by Marriott-Airport, Memphis
   - Holiday Inn - Crowne Plaza, Memphis
   - Holiday Inn-East, Memphis
   - Holiday Inn-East Poplar, Memphis
   - Holiday Inn-I-40-Sycamore View, Memphis
   - Holiday Inn-Memphis Int'l Airport, Memphis
   - Hyatt Regency, Memphis
   - Lexington Hotel Suites, Memphis
   - Motel 6, Memphis
   - Omni Hotel, Memphis
   - Proposed Fairfield Inn, Memphis
   - Residence Inn, Memphis
   - La Quinta Inn, Memphis - Airport
   - Brown County Inn, Nashville
   - Capital Mall Conv. Center-Proposed, Nashville
   - Clarion Maxwell House, Nashville
   - Courtyard by Marriott-Airport, Nashville
   - Days Inn, Nashville
   - Doubletree Hotel, Nashville
   - Grosvenor, Nashville
   - Hampton Inn, Nashville
   - Holiday Inn Crowne Plaza, Nashville
   - Holiday Inn Express, Nashville
   - Holiday Inn-Briley Parkway, Nashville
   - Marriott Hotel, Nashville
   - Nashville Union Station, Nashville
   - Ramada Inn, Nashville
   - Sheraton Hotel, Nashville
   - Sheraton Music City, Nashville
   - Stouffer Hotel, Nashville
   - Super 8, Nashville
   - Union Station Hotel, Nashville
   - AmeriSuite, Oakridge
   - Holiday Inn, Oakridge
   - Super 8-Proposed, Union City

  Texas
   - Harvey Hotel, Addison
   - Days Inn, Amarillo
   - Motel 6, Amarillo
   - Radisson Hotel-Proposed, Amarillo
   - Super 8 Motel, Amarillo
   - La Quinta Inn, Amarillo - Airport
   - Courtyard by Marriott, Arlington
   - Hilton Hotel, Arlington
   - Holiday Inn, Arlington
   - Lexington Suites Hotel, Arlington
   - Compri Hotel-Proposed, Austin
   - Driskill Hotel, Austin
   - Embassy Suites-Austin Town Lake, Austin
   - Embassy Suites-North, Austin
   - Fairfield North, Austin
   - Four Seasons Hotel, Austin
   - Holiday Inn, Austin
   - Holiday Inn-Austin Town Lake, Austin
   - La Quinta Inn, Austin
   - Marriott Hotel, Austin
   - Proposed Fairfield Inn, Austin
   - Quality Inn, Austin
   - Residence South, Austin
   - La Quinta Inn, Austin - Ben White
   - Holiday Inn Airport, Austins Cities
   - Holiday Inn, Bay Town
   - Hilton Hotel, Beaumont
   - Holiday Inn, Beaumont
   - Courtyard by Marriott, Bedford
   - Holiday Inn, Brownsville
   - La Quinta Inn, Brownsville
   - Hilton Hotel, College Station
   - Ramada Inn, College Station
   - Holiday Inn, Conroe
   - Corpus Christi Hotel-Airport, Corpus Christi
   - Days Inn, Corpus Christi
   - Hilton - Proposed, Corpus Christi
   - Holiday Inn, Corpus Christi
   - Holiday Inn-Airport, Corpus Christi
   - La Quinta Inn, Corpus Christi - North
   - La Quinta Inn, Corpus Christi - South
   - Allstar Inn, Dallas
   - Ambassador Plaza Hotel, Dallas
   - Arlington Hilton, Dallas
   - Bradford Plaza Hotel, Dallas
   - Bristol Suites, Dallas
   - Convention Center Hotel-Proposed, Dallas
   - Courtyard by Marriott, Dallas
   - Courtyard by Marriott-Northeast, Dallas
   - Courtyard by Marriott-Plano, Dallas
   - Courtyard by Marriott-Stemmons, Dallas
   - Dallas Grand Hotel, Dallas
   - Doubletree Inn, Dallas
   - Embassy Suites, Dallas
   - Fairmont Hotel, Dallas
   - Harvey Hotel, Dallas
   - Hilltop, Dallas
   - Hilton Inn-LBJ, Dallas
   - Hilton-Arlington, Dallas
   - Holiday Inn - North, Dallas
   - Holiday Inn Crowne Plaza, Dallas
   - Holiday Inn-Brook Hollow, Dallas
   - Holiday Inn-South, Dallas
   - Houstonian Hotel, Dallas
   - Howard Johnson-East, Dallas
   - Lexington Hotel Suites, Dallas
   - Loews Anatole Hotel, Dallas
   - Marriott Hotel-Airport, Dallas
   - Marriott-Park Central, Dallas
   - Marriott-Quorum, Dallas
   - Melrose Hotel, Dallas
   - Motel 6, Dallas
   - Omni Melrose Hotel, Dallas
   - Park Plaza, Dallas
   - Propsed Hotel - DFW, Dallas
   - Ramada Inn Convention Center, Dallas
   - Ramada-Market Center, Dallas
   - Registry Hotel, Dallas
   - Residence Inn-Market Center, Dallas
   - Sheraton Grand, Dallas
   - Southland Center Hotel, Dallas
   - Statler Hilton Hotel, Dallas
   - Summit Hotel, Dallas
   - Westin Galleria Hotel, Dallas
   - La Quinta Inn, Dallas - DFW
   - La Quinta Inn, Dallas - North Park
   - La Quinta Inn, Dallas - Plano
   - La Quinta Inn, Dallas - Richardson
   - Allstar Inn, El Paso
   - Hilton Inn-Airport, El Paso
   - La Quinta Hotel-Airport, El Paso
   - Rodeway Inn, El Paso
   - Travelers Inn, El Paso
   - Westin Paso del Norte, El Paso
   - La Quinta Inn, El Paso - Lomaland
   - Allstar Inn, Euless
   - La Quinta Inn, Euless
   - Allstar Inn, Fort Worth
   - Courtyard by Marriott, Fort Worth
   - Days Inn Downtown, Fort Worth
   - Hilton Hotel, Fort Worth
   - Holiday Inn-North, Fort Worth
   - Holiday Inn-South, Fort Worth
   - Lexington Suites Hotel, Fort Worth
   - Metro Center Hotel, Fort Worth
   - Radisson Plaza Hotel, Fort Worth
   - Residence Inn, Fort Worth
   - La Quinta Inn, Fort Worth - East
   - Holiday Inn, Harlingen
   - La Quinta Inn, HI-LA Marque
   - Crowne Plaza-Houston Park, Houston
   - Days Inn, Houston
   - Days Inn-Hobby, Houston
   - Doubletree Hotel, Houston
   - Embassy Suites, Houston
   - Galleria Gardens, Houston
   - Harvest House Hotel, Houston
   - Harvey Hotel Medical Center, Houston
   - Hilton Inn-West, Houston
   - Holiday Inn I-10 East, Houston
   - Holiday Inn-Downtown, Houston
   - Holiday Inn-East, Houston
   - Holiday Inn-Greenway Plaza, Houston
   - Holiday Inn-Hobby, Houston
   - Holiday Inn-Medical Center, Houston
   - Holiday Inn-NASA, Houston
   - Holiday Inn-North, Houston
   - Holiday Inn-Northwest, Houston
   - Holiday Inn-Southwest, Houston
   - Host Hotel International, Houston
   - Hotel Meridien, Houston
   - Hotel-Proposed, Houston
   - Houston House, Houston
   - Houston Medical Center, Houston
   - Houston Park 10 Crowne Plaza, Houston
   - La Quinta Hotel-Astrodome, Houston
   - La Quinta Hotel-Baytown, Houston
   - La Quinta Hotel-CY Fair, Houston
   - La Quinta Hotel-Hobby, Houston
   - La Quinta Inn-Stafford, Houston
   - Lexington Hotel Suites, Houston
   - Marriott Astrodome, Houston
   - Marriott Hotel, Houston
   - Marriott Hotel-Medical Center, Houston
   - Marriott-Airport, Houston
   - Motel 6, Houston
   - Remington, Houston
   - Residence Inn, Houston
   - Rodeway Inn, Houston
   - Rodeway Inn-Hobby, Houston
   - Shamrock Hilton Hotel, Houston
   - Sheraton Hotel, Houston
   - Sheraton Houston House, Houston
   - Sheraton Houston Place Hotel, Houston
   - Sheraton Town and Country, Houston
   - Sofitel, Houston
   - Stouffer Greenway Plaza, Houston
   - Suite Hotel-Proposed, Houston
   - Whitehall, Houston
   - Whitehall Hotel Conversion to HI, Houston
   - La Quinta Inn, Houston  - Sharpstown
   - La Quinta Inn, Houston - East
   - La Quinta Inn, Houston - Loop 1960
   - La Quinta Inn, Houston - Northwest
   - La Quinta Inn, Houston- SW Freeway
   - Holiday Inn, Huntsville
   - Harvey Hotel DFW, Irvine
   - Allstar Inn, Irving
   - Hampton Inn, Irving
   - Hampton Inn-Proposed, Irving
   - Harvey Hotel-D/FW Airport, Irving
   - Holiday Inn-Texas Stadium, Irving
   - Marriott Hotel, Irving
   - Holiday Inn, Kingsville
   - Del Lago Hotel, Lake Conroe
   - Hilton Inn, Laredo
   - La Posada, Laredo
   - Courtyard by Marriott, Las Colinas
   - La Quinta Inn, Longview
   - Hilton Inn, Lubbock
   - Holiday Inn, Lubbock
   - Residence Inn, Lubbock
   - La Quinta Inn, Midland
   - Holiday Inn, New Braunfels
   - All Star Inn, North Richland Hills
   - La Quinta Inn, Odessa
   - Holiday Inn, Orange
   - Holiday Inn, Paris
   - Plano Harvey Hotel, Plano
   - La Quinta Inn, Round Rock
   - Sheraton Inn, San Angelo
   - Coachman Inn-Proposed, San Antonio
   - Courtyard by Marriott-Downtown, San Antonio
   - Courtyard by Marriott-Medical Ctr., San Antonio
   - Crockett Hotel, San Antonio
   - Days Inn, San Antonio
   - Fairfield - North, San Antonio
   - Gunter Hotel, San Antonio
   - Holiday Inn-Airport, San Antonio
   - Holiday Inn-Market Square, San Antonio
   - Holiday Inn-North, San Antonio
   - Holiday Inn-Northwest, San Antonio
   - Holiday Inn-Riverwalk, San Antonio
   - La Quinta Hotel-Ingram, San Antonio
   - La Quinta Hotel-Lackland, San Antonio
   - La Quinta Hotel-Toepperwein, San Antonio
   - Lexington Hotel Suites, San Antonio
   - Marriott Hotel-Proposed, San Antonio
   - Marriott Inn-North, San Antonio
   - Proposed Fairfield Inn, San Antonio
   - La Quinta Inn, San Antonio - Windsor
   - La Quinta Inn, San Antonio - Wurzbach
   - Holiday Inn, San Marcos
   - La Quinta Inn, SAT-Toepperwein
   - Sheraton Hotel, South Padre Island
   - La Quinta Inn, Tyler
   - Sheraton, Tyler
   - Sheraton Inn, Tyler
   - Traveler's Choice Inn, Tyler
   - Hilton Hotel, Waco
   - Gateway Inn, Wichita Falls
   - Hilton Hotel, Wichita Falls

  Utah
   - Mount Holly Ski Resort, Beaver
   - Hotel-Proposed, Brigham City
   - Motel-Proposed, Cedar City
   - Proposed Mayflower Hotel, Deer Valley
   - Stein Eriksen Lodge, Deer Valley
   - Deer Valley Resort, Park City
   - Omni Yarrow, Park City
   - Prospector Square Resort, Park City
   - Yarrow Resort, Park City
   - Seven Peaks Resort and Hotel, Provo
   - Comfort Inn, Salt Lake City
   - Doubletree, Salt Lake City
   - Hilton Hotel-Airport, Salt Lake City
   - Holiday Inn, Salt Lake City
   - Holiday Inn-Salt Palace, Salt Lake City
   - Hotel Utah, Salt Lake City
   - Hotel-Proposed, Salt Lake City
   - La Quinta Inn, Salt Lake City
   - Nendels Inn, Salt Lake City
   - New Grande Hotel, Salt Lake City
   - Red Lion Hotel, Salt Lake City
   - Sheraton Hotel, Salt Lake City
   - Super 8, Salt Lake City
   - University Park Hotel (Desktop Rev), Salt Lake City
   - Ramada Inn-Proposed, Sandy

  Vermont
   - Ramada Inn, Bennington
   - Bolton Valley Corporation, Bolton Valley
   - Quality Inn, Brattleboro
   - Radisson Hotel, Burlington
   - Smugglers Notch, Cambridge
   - Inn-Proposed, Essex
   - Cascade Lodge, Killington
   - Inn of the Six Mountains, Killington
   - Mountain Inn, Killington
   - Equinox Hotel, Manchester
   - Howard Johnson Inn, Rutland
   - Quality Inn, Stowe
   - Conference Center-Proposed, Stratton Mountain
   - Sugarbush Inn, Sugarbush
   - Susse Chalet, Williston

  Virginia
   - Comfort Inn, Abingdon
   - Best Western, Alexandria
   - Comfort Inn, Alexandria
   - Compri Hotel-Proposed, Alexandria
   - Embassy Suites, Alexandria
   - Howard Johnson, Alexandria
   - Marriott Suites, Alexandria
   - Ramada Inn, Alexandria
   - Best Western, Arlington
   - Gateway Marriott, Arlington
   - Hyatt Arlington Hotel, Arlington
   - Hyatt Regency, Arlington
   - Key Bridge Marriott, Arlington
   - Marriott Hotel, Arlington
   - Sheraton Crystal City Hotel, Arlington
   - Sheraton National Hotel, Arlington
   - Stouffer Concourse Hotel, Arlington
   - Mountain Lake Hotel, Blacksburg
   - Holiday Inn, Bristol
   - Howard Johnson, Bristol
   - Days Inn, Carmel Church
   - Westfields International, Chantilly
   - Boar's Head Inn, Charlottesville
   - Cavalier Inn, Charlottesville
   - Courtyard by Marriott, Charlottesville
   - Hilton-University, Charlottesville
   - Holiday Inn-North, Charlottesville
   - Omni Charlottesville, Charlottesville
   - Radisson-Proposed, Charlottesville
   - Super 8, Charlottesville
   - Days Inn, Chester
   - Howard Johnson, Chester
   - Days Inn, Colonial Heights
   - Holiday Inn, Covington
   - Embassy Suites, Crystal City
   - Holiday Inn Crowne Plaza, Crystal City
   - Hyatt Hotel, Crystal City
   - Marriott Crystal Gateway Hotel, Crystal City
   - Comfort Inn-Proposed, Dahlgren
   - Days Inn, Emporia
   - Courtyard by Marriott, Fairfax
   - Embassy Suites, Fairfax
   - Neighborhood Suites-Proposed, Fairfax
   - Hampton Inn-Proposed, Fairfax City
   - Westfields International, Fairfax County
   - Marriott Hotel, Fairview
   - Econo Lodge, Farmingville
   - Comfort Inn-Proposed, Farmville
   - Comfort Inn, Frederick County
   - Motel 6, Fredericksburg
   - Courtyard by Marriott, Hampton
   - Days Inn, Hampton
   - Fairfield Inn, Hampton
   - Courtyard by Marriott, Herndon
   - Embassy Suites Hotel, Herndon
   - Ramada Renaissance and Health Club, Herndon
   - Residence Inn-Proposed, Herndon
   - Worldgate Marriott Hotel, Herndon
   - Hotel-Proposed, Hopewell
   - Keswick Inn, Keswick
   - Holiday Inn, Lexington
   - Radisson Hotel, Lynchburg
   - Courtyard by Marriott, Manassas
   - Holiday Inn, Marion
   - Hilton, McLean
   - Days Inn, Norfolk
   - Marriott Waterside Hotel, Norfolk
   - Omni Hotel, Norfolk
   - Waterfront Hotel - Proposed, Norfolk
   - 135-Suite Hotel-Proposed, Portsmouth
   - Waterfront Suite Hotel-Proposed, Portsmouth
   - Comfort Inn, Princeton
   - Comfort Inn, Pulaski County
   - Embassy Suites Hotel, Reston
   - Hyatt Hotel, Reston
   - Best Western Kings Quarters, Richmond
   - Courtyard by Marriott, Richmond
   - Embassy Suites Hotel, Richmond
   - Hampton Inn, Richmond
   - Holiday Inn, Richmond
   - Howard Johnson Lodge, Richmond
   - Hyatt House Hotel, Richmond
   - La Quinta Hotel, Richmond
   - Marriott Hotel, Richmond
   - Omni Richmond, Richmond
   - Radisson Hotel, Richmond
   - Ramada Renaissance Hotel, Richmond
   - Residence Inn, Richmond
   - Days Inn, Richmond (Broad)
   - Days Inn, Richmond (Byrd)
   - Holiday Inn, Roanoke
   - Holiday Inn - Airport, Roanoke
   - Holiday Inn - Civic Center, Roanoke
   - Holiday Inn - South, Roanoke
   - Hotel Roanoke, Roanoke
   - Howard Johnson, Roanoke
   - Marriott - Roanoke Airport, Roanoke
   - Marriott Hotel, Roanoke
   - Holiday Inn, Salem
   - Super 8, South Hill
   - Days Inn, Springfield
   - Hilton, Springfield
   - Holiday Inn, Staunton
   - Stonewall Jackson Hotel, Staunton
   - Hampton Inn - Proposed, Tyson's Corner
   - Embassy Suites, Tysons Corner
   - Marriott Hotel, Tysons Corner
   - Residence Inn, Tysons Corner
   - Ritz Carlton-Proposed, Tysons Corner
   - Courtyard by Marriott, Virginia Beach
   - Courtyard by Marriott-Lynnhaven, Virginia Beach
   - Fairfield Inn, Virginia Beach
   - Hotel-Proposed, Virginia Beach
   - Pavilion Tower Hotel, Virginia Beach
   - Ramada Inn - Oceanside, Virginia Beach
   - International Conference Center, Westfields
   - Howard Johnson, Wheeling
   - Fort Magruder Inn, Williamsburg
   - Governor's Inn, Williamsburg
   - Holiday Inn-East, Williamsburg
   - Holiday Inn-West, Williamsburg
   - Royce Hotel, Williamsburg
   - Williamsburg Hilton, Williamsburg
   - Best Western-Proposed, Wytheville

  Washington
   - Bellevue Thunderbird Motor Inn, Bellevue
   - Embassy Suites, Bellevue
   - Hampton Inn, Bellevue
   - La Quinta, Bellevue
   - Residence Inn Seattle-East, Bellevue
   - Ramada Inn, Bothell
   - Rattling Spring Hotel, Harpers Ferry
   - Motel 6, Issaquah
   - AmeriSuite, Kent
   - Homecourt Suite Hotel, Kent
   - Embassy Suite, Lynnwood
   - Residence Inn-Seattle North, Lynnwood
   - Red Lion Inn at Pasco, Pasco
   - Redmond Motel, Redmond
   - Hampton Inn, Sea Tac
   - Holiday Inn Airport, Sea Tac
   - Thunderbird Inn, Sea Tac
   - Alexis Hotel, Seattle
   - Courtyard by Marriott-South Center, Seattle
   - Doubletree Inn at South Center, Seattle
   - Doubletree Plaza, Seattle
   - Hampton Inn-Airport, Seattle
   - Holiday Inn Crowne Plaza, Seattle
   - Holiday Inn-Sea Tac, Seattle
   - La Quinta, Seattle
   - Lake Union Residence Inn, Seattle
   - Marriott Hotel-Airport, Seattle
   - Marriott Sea-Tac Hotel, Seattle
   - Plaza Park Suites, Seattle
   - Ramada Inn-Airport, Seattle
   - Red Lion, Seattle
   - Stouffer Madison Hotel, Seattle
   - Travelodge-Proposed, Seattle
   - Westin Hotel, Seattle
   - Courtyard by Marriott, Spokane
   - Gateway Hotel, Spokane
   - Holiday Inn-West, Spokane
   - Red Lion Inn, Spokane
   - Super 8, Spokane
   - Hilton-Village Green, Tacoma
   - Hotel-Proposed, Tacoma
   - Park Shore Inn, Tacoma
   - Tacoma Sheraton Hotel, Tacoma
   - Embassy Suites Hotel, Tukwila
   - Hampton Inn, Tukwila
   - Residence Inn-Seattle South, Tukwila
   - Red Lion Quay, Vancouver
   - Residence Inn-Portland North, Vancouver
   - Super 8, Wenatchee
   - Thunderbird Motor Inn, Yakima

  West Virginia
   - Comfort Inn-Proposed, Charleston
   - Holiday Inn, Clarksburg
   - Holiday Inn, Fairmont
   - Hotel-Proposed, Harpers Ferry
   - Holiday Inn, Huntington
   - Comfort Inn-Proposed, Morgantown
   - Holiday Inn, Morgantown
   - Motel-Proposed, Morgantown
   - Comfort Inn, Princeton
   - Motel-Proposed, Princeton
   - Hotel-Proposed, Wheeling
   - Howard Johnson, Wheeling

  Wisconsin
   - Super 8, Ashland
   - Holiday Inn, Beloit
   - Embassy Suites Hotel-Proposed, Brookfield
   - Marriott-Milwaukee, Brookfield
   - Holiday Inn, Eau Claire
   - Residence Inn, Glendale
   - Granada Royale-Proposed, Green Bay
   - Holiday Inn-Downtown, Green Bay
   - Residence Inn-Proposed, Green Bay
   - Super 8, Janesville
   - Super 8, Kenosha
   - Playboy Resort, Lake Geneva
   - Concourse Hotel, Madison
   - Fairfield Inn, Madison
   - Hampton Inn - East, Madison
   - Hampton Inn - West, Madison
   - Compri Hotel-Proposed, Milwaukee
   - Embassy Suite, Milwaukee
   - Fairfield Inn, Milwaukee
   - Holiday Inn-Airport, Milwaukee
   - Holiday Inn-West, Milwaukee
   - Hotel and Conv. Ctr. East-Proposed, Milwaukee
   - Hyatt Regency, Milwaukee
   - Marc Plaza, Milwaukee
   - Marriott Inn, Milwaukee
   - Omni Suite Hotel-Proposed, Milwaukee
   - Super 8-Airport, Milwaukee
   - Olympia Village Resort, Oconomowoc
   - Scotsland Resort, Oconomowoc
   - Sheraton, Racine
   - Claridge Motor Inn, Rhinelander
   - Super 8, Waukesha
   - Holiday Inn, Wausau
   - Mead Inn, Wisconsin Rapids

  Wyoming
   - Days Inn, Casper
   - Flying L. Skytel, Cody
   - Super 8, Cody
   - Snow King Resort, Jackson
   - Super 8, Jackson
   - Wort Hotel, Jackson
   - Development-Proposed, Jackson Hole
   - Colter Bay Village, Moran
   - Jackson Lake Lodge, Moran
   - Jenny Lake Lodge, Moran
   - Best Western-Bel Air, Rawlins
   - Bridger Inn, Rawlins
   - La Quinta Inn, Rock Springs

  Western Europe

  Belgium
   - Oostkamp Hotel, Bruges
   - Proposed Residence Inn, Brussels
   - SAS Royal Hotel, Brussels

  Denmark
   - Proposed Hotel, Copenhagen

  France
   - The Miramar, Biarritz
   - Chateau D'arc en Barroi, Haute-Marne
   - Le Grand, Paris
   - Royal Monceau, Paris

  Germany
   - Cumberland House, Berlin
   - Munchen Penta Hotel, Munchen

  Holland
   - Carlton - Cannes & Amstel, Amsterdam
   - The Pulitzer Hotel, Amsterdam

  Spain
   - Le Meridien, Barcelona
   - Princess Sophia, Barcelona
   - Hotel Los Monteros, Marbella
   - Incosol Spa & Hotel, Marbella
   - Proposed Hyatt Resort, Marbella

  United Kingdom
   - Copthorne Hotel, Aberdeen
   - Copthorne Hotel, Birmingham
   - Hyatt Regency, Birmingham
   - Holiday Inn, Cambridge
   - Copthorne Hotel, Cardiff
   - Great Eastern Hotel, England
   - Copthorne Hotel, Glasgow
   - Hanbury Manor Hotel, Hertfordshire
   - 47 Park Street, London
   - Bailey's Hotel, London
   - Basil Street Hotel, London
   - Basil Street Hotel, Knightsbridge, London
   - Britannic Tower, London
   - Chelsea Hotel, London
   - Chesterfield Hotel, London
   - Chesterfield Hotel, Mayfair, London
   - Copthorne Hotels, London
   - Copthorne Tara Hotel, London
   - Dorchester Mayfair, London
   - Executive Hotel, London
   - Marriott Hotel, London
   - May Fair, London
   - Plaza Hotel, London
   - Proposed Hotel Conversion, London
   - Proposed Hotel-The City, London
   - Regent Hotel, London
   - Regent London Hotel, London
   - Sheraton Belgravia, London
   - Sheraton Park Tower, London
   - St. James Court Hotel, London
   - The Executive Hotel, London
   - Windsor Hotel, London
   - Copthorne Hotel, Manchester
   - Copthorne Hotel, Newcastle
   - Copthorne Hotel, Slough/Windsor
   - Swallow Hotel, Stockton
   - Copthorne Hotel-Effingham Park, Sussex
   - Copthorne Hotel-Gatwick, Sussex

  Middle East and North Africa

  Egypt
   - Sheraton Anni Cruise Ship,
   - Sheraton Aton Cruise Ship,
   - Sheraton Hotp Cruise Ship,
   - Sheraton Tut Cruise ship,
   - Aswan Oberol Hotel, Aswan
   - Cairo Sheraton Hotel, Cairo
   - Hotel - Proposed, Cairo
   - Lido Hotel, Cairo
   - Meridien Hotel, Cairo
   - Novotel Cairo Airport, Heliopolis, Cairo
   - Proposed Resort Complex, Hurghada
   - Luxor Sheraton Hotel, Luxor
   - Proposed Hotel, Luxor
   - Fayrouz Village Hotel, Sharm El Sheikh, Sinai
   - Coral Village Hotel, Nuweiba, Sinai
   - Hotel - Proposed, Dahab, Sinai
   - Hotel - Proposed, St. Catherine, Sinai

  Greece
   - Athens Hilton & Proposed Hotel, Athens
   - Caravel Hotel, Athens
   - Proposed Sargani Hotel & Bungalows, Halkidiki
   - Rhodes Hotel  -Proposed, Rhodes

  Israel
   - Proposed Inter-Continental Hotel, Tel Aviv

  Lebanon
   - Hotel Market Review, Beruit

  Morocco
   - El Minzah Hotel, Tangier

  Nigeria
   - Proposed Sheraton Hotel, Port Harcourt

  Saudi Arabia
   - Proposed Jeddah Corniche Project, Jeddah

  Tunisia
   - Proposed Hotel, Hammamet

  Turkey
   - Hotel Conrad, Istanbul

  Latin America and the Caribbean

  Bahamas
   - Eleuthera Joint Venture, Eleuthera
   - Cape Eleuthera Island Hotel, Eleuthera Island
   - Eleuthera Joint Venture, Eleuthra
   - The Montague, Nassau
   - Paradise Island Hotel, Paradise Island
   - Resorts Int'l Hotel and Casino, Paradise Island

  Belize
   - Journey's End Caribbean Club, Abergris Caye

  Bermuda
   - Sonesta Hotel, Bermuda

  Brazil
   - Quatro Rodas Hotel, Recife

  Colombia
   - Charleston Hotel - Proposed, Barranquilla
   - Bella Suiza Hotel, Bogota
   - Hotel & Convention Center -Proposed, Cali
   - Cartagena Hilton, Cartagena
   - El Faro de Cartagena Resort Propose, Cartagena
   - Proposed Indian Sea and Sun Resort, Cartagena
   - Hotel De Isleno, San Andres Isla
   - Santamar Hotel, Santa Marta

  Curacao
   - Ramada Renaissance Hotel and Casino,

  Honduras
   - Inn Of The Sun, Guanaja

  Jamaica
   - Holiday Inn-Rose Hall, Montego Bay
   - Americana Eden II, Ocho Rios

  Mexico
   - Posadas de Mexico Hotels,
   - Americana Condesa Del Mar, Acapulco
   - Americana El Presidente Hotel, Acapulco
   - Resort-Proposed, Cabo San Lucas
   - Palacio Del Margus, Chiconcuac
   - Omni Hotel, Ixtapa
   - Fiesta Inn-Proposed, Leon
   - Karmina Place, Manzanillo
   - Hotel - Proposed, Mexico City
   - La Jolla de Mismaloya, Puerta Vallarta

  Netherland Antilles
   - Divi Divi Beach Resort, Aruba
   - Divi Tamarijn Beach Resort, Aruba
   - Golden Anchor, Bonaire
   - Resort Hotel-Proposed, Bonaire
   - Ramada Renaissance Hotel and Casino, Curacao
   - Cupecoy Beach Club Hotel, St. Maarten
   - Dawn Beach Hotel, St. Maarten
   - Dawn Beach Resort, St. Maarten
   - Mullet Bay Resort, St. Maarten
   - Oyster Pond Hotel, St. Maarten

  Puerto Rico
   - Hyatt Dorado Beach Hotel, Dorado
   - Hyatt Regency Cerromar Hotel, Dorado
   - Hotel - Proposed, Fajardo
   - Hotel Puerto Rico, Fajardo
   - Westin Resort-Proposed, Palmer
   - Marriott Resort & Casino-Proposed, Puerto Rico
   - Carib Inn, San Juan
   - Dupont Plaza, San Juan
   - El San Juan Hotel and Casino, San Juan
   - Howard Johnson Hotel, San Juan
   - Marriott - Proposed, San Juan
   - Marriott Update - Proposed, San Juan
   - Sands Hotel and Casino, San Juan

  Virgin Islands
   - Caneel Bay, St. Croix
   - Carambola Beach Resort, St. Croix
   - Hotel - Proposed, St. Croix
   - St. Croix Development, St. Croix
   - Caneel Bay, St. John
   - Pineapple Beach Hotel, St. Thomas
   - Sugar Bay Plantation, St. Thomas
   - Virgin Grand Hotel, St. Thomas
   - Virgin Isle Hotel, St. Thomas
   - Little Dix Bay, Virgin Borda

  Eastern Europe

  Croatia
   - Two Hotels, Dubrovnik

  Czech Republic
   - Voronesh Hotel Complex, Brno
   - Proposed Four Seasons Hotel, Prague

  Hungary
   - Proposed Resort Hotel, Babolna
   - Duna Inter-Continental, Budapest

  Latvia
   - Daugava Hotel-Proposed, Riga
   - Proposed Hotel, Riga

  Poland
   - Holiday Inn, Krakow
   - Marriott Hotel - Proposed, Poznan
   - Proposed Hotel, Poznan
   - Radisson Hotel, Szczecin
   - Bristol Hotel, Warsaw
   - Holiday Inn, Warsaw
   - Orbis Joint Venture, Warsaw
   - Proposed Hotel, Warsaw
   - Sheraton Hotel - Proposed, Warsaw
   - Zakopane Resort Complex, Zakopane

  Russia
   - Kamiennyi Most Hotel & Business, Moscow
   - Savoy Hotel, Moscow

  Asia

  Korea
   - Ultrapolis 3000, Seoul

  Malaysia
   - UP 3000 Hotel-Proposed, Selangor

  Singapore
   - Resort Hotels - Proposed,
   - Ultrapolis 3000, Singapore

  West Indies
   - Proposed Blue Lagoon Resort, St. Martin

Hospitality Valuation Services                                 Mineola, New York
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Hospitality Valuation Services

Industry Leader

Hospitality Valuation Services (HVS) was created in 1980 to satisfy the ever-increasing demand for reliable and well-documented hotel/motel valuations, market studies, and feasibility reports. As the nation's leading real estate appraisal organization devoted exclusively to lodging properties, HVS offers owners, investors, and lenders in-depth valuation and market research expertise.

Our professional staff, operating on a worldwide basis with offices in New York, San Francisco, Miami, Boulder, Vancouver, and London, has appraised more than 4,000 hotels and motels in every state and over 32 foreign countries. Each member of Hospitality Valuation Services is well versed in lodging operations. Most have college degrees in hotel administration as well as actual on-the-job hotel experience. Coupled with intense training in real estate appraisal theory and techniques, we are highly qualified to handle the unique characteristics of hostelry valuations.

Excellence Through Specialization

An important feature of our valuation and feasibility services is specialization. Daily exposure on a global basis to a wide variety of hotel transactions and operating statistics, along with actual buyers and sellers, provides the data to thoroughly document our reports.

HVS maintains the industry's largest database of hotel valuation information:

      o     Data on over 4,000 hotel transactions;

      o     Over 3,500 actual financial statements;

      o Thousands of management contracts, franchise agreements, mortgages, leases, and other similar documents;

      o     Personal contacts at every major hotel company;

      o Names and addresses of over 10,000 hotel owners, investors, lenders, and operators.

Hospitality Valuation Services                                 Mineola, New York
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Innovative research in hotel valuation techniques is set forth in the textbooks we authored for the Appraisal Institute, entitled The Computerized Income Approach to Hotel/Motel Market Studies and Valuations and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations. These publications, along with more than 300 articles, are recognized as the authoritative standard for valuing lodging facilities and performing market feasibility studies. In addition, we have developed Hospitality Valuation Software, a computerized package that assists appraisers and consultants in evaluating market trends and preparing financial forecasts.

Full-Service Hotel Consulting

With a reputation established by providing highly detailed hotel valuations that are accepted and relied upon by virtually every major hotel owner, lender, and operator, HVS has branched out to offer a full range of consulting services.

      o HVS Consulting Services: Valuations, market feasibility studies, economic studies, management contract and franchise negotiations, development assistance, and expert testimony.

      o HVS Executive Search: Recruitment and placement of top-level hotel management personnel.

      o HVS Eco Services: Environmental audits and assistance in implementing programs including water and energy management, recycling, and green product selection. Provides ECOTEL certifications to environmentally sensitive hotels.

      o HVS Gaming Services: Specialized market, valuation, and consulting services for casinos and other types of gaming activities.

      o     HEI Hotels: Hotel ownership and management.

Long-Term Relationship

Hospitality Valuation Services is in business for the long-term. We are dedicated to providing our clients with the highest quality consulting services. Should you require assistance in any areas covered by our expertise, please contact any member of our team at (516) 248-8828.

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

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                                 ----------------------------
                                 Economic Study and Appraisal
                                 ----------------------------
                                 Howard Johnson - Middletown
                                 ----------------------------
                                 Middletown, New York
                                 ----------------------------

Prepared by:

Hospitality Valuation Services
A Division of Hotel Consulting Services, Inc.
372 Willis Avenue
Mineola, NY  11501
516-248-8828

Submitted to:

Mr. Shirish Godbole
Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY  10036

                        [Letterhead of HVS International]

                                                December 6, 1996

Mr. Shirish Godbole, Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY  10036

                                     Re: Howard Johnson - Middletown
                                         Middletown, New York
                                         Ref.  9610280

Dear Mr. Godbole:

Pursuant to your request, we herewith submit our economic study and appraisal pertaining to the above-captioned property. We have inspected the site and facilities, and have analyzed the hostelry market conditions in the Orange County area. Our report was prepared in accordance with, and is subject to, the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) and the Uniform Standards of Professional Practice (USPAP), as provided by the Appraisal Institute.

Based on the available data, our analysis, and our experience in the hotel industry, it is our opinion that the market of the fee simple interest in the subject property described in this report, as of January 1, 1997, is:

                                   $3,300,000
                  THREE MILLION THREE HUNDRED THOUSAND DOLLARS

We hereby certify that we have no undisclosed interest in the property, and our employment and compensation are not contingent upon our findings and valuation. The economic study and appraisal is made part hereof, and must remain attached in order for the value opinion set forth to be considered valid. This study is subject to the comments made throughout this report and to all assumptions and limiting conditions set forth herein.

                                   Very truly yours,
                                   HOSPITALITY VALUATION SERVICES
                                   A Division of Hotel Consulting Services, Inc.

                                   /s/ Marie K. Laib

                                   Marie K. Laib
                                   Consulting and Valuation Analyst

                                   /s/ Anne R. Lloyd-Jones

                                   Anne R. Lloyd-Jones, CRE
                                   Senior Vice President

                                   /s/ Stephen Rushmore

                                   Stephen Rushmore, CRE, MAI, CHA
                                   President

HVS International, Mineola, New York                           Table of Contents
               Howard Johnson - Middletown, Middletown, New York
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Table of Contents

         1.   Executive Summary ...........................................    1

         2.   Nature of the Assignment ....................................    3

         3.   Description of the Land, Improvements,
                 Zoning, Taxes and Neighborhood ...........................    7

         4.   Market Area Analysis ........................................   21

         5.   Overview of External Forces Affecting the U.S.
                 Lodging Industry .........................................   32

         6.   Lodging Market Supply and Demand Analysis ...................   48

         7.   Projection of Occupancy and Average Rate ....................   63

         8.   Highest and Best Use ........................................   80

         9.   Approaches to Value .........................................   82

         10.  Income Capitalization Approach ..............................   85

         11.  Sales Comparison Approach ...................................  124

         12.  Cost Approach ...............................................  131

         13.  Reconciliation of Value Indications .........................  138

         14.  Statement of Assumptions and Limiting Conditions ............  142

         15.  Certification ...............................................  146

              Addenda

                  Photographs of the Subject Property
                  Photographs of the Competitive Properties
                  Legal Description
                  Synopsis of Franchise and License Agreements
                  Synopsis of Hotel Management Agreement
                  Explanation of the Simultaneous Valuation Formula

              Qualifications

                  Marie K. Laib
                  Anne Lloyd-Jones, CRE
                  Stephen Rushmore, CRE, MAI, CHA

HVS International, Mineola, New York                         Executive Summary 1
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1.  Executive Summary

Property:                              Howard Johnson - Middletown

Location:                              551 Route 211 East
                                       Middletown, New York  10940
Date of Inspection:                    October 16, 1996
Interest Appraised:                    Fee simple, including land,
                                       improvements, and FF&E
Date of Value:                         January 1, 1997

Land Description
Area:                                  +/-7.0 acres, or +/-304,920 square feet
Zoning:                                PID - Planned Interchange Development
Assessor's Parcel Number:              Section 41, Block 1, Lot 39.5

Improvements
Age:                                   Opened in 1975
Property Type:                         Economy-class
Guestrooms:                            117
Number of Stories:                     Two
Food and Beverage Facilities:          Courthouse Restaurant and Lounge (leased)
Meeting Space:                         +/-1,731 square feet
Parking:                               208 spaces

Summary of Value Parameters
Highest and Best Use (as if vacant):   Hold for future development
Highest and Best Use  (as improved):   As improved
Marketing Period:                      Six to nine months
Number of Years to Stabilize:          Two
Stabilized Year:                       1998

HVS International, Mineola, New York                         Executive Summary 2
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Valuation Assumptions
Mortgage Interest Rate:                   9.5%
Amortization Period:                      20 years
Debt Service Constant:                    0.111856
Loan-to-Value Ratio:                      70%
Stabilized Inflation Rate:                3.5%
Equity Yield Rate:                        22%
Terminal Capitalization Rate:             12%
Brokerage and Legal Fees:                 3.0%
Holding Period:                           10 years
Calculated Discount Rate:                 14%

Estimates of Value
Income Capitalization Approach:                 $3,129,000
Sales Comparison Approach:                $2,400,000 - $3,800,000
Cost Approach:                                  $5,800,000

Market Value Conclusion:                        $3,300,000
Market Value Conclusion per Room:                 $28,205

HVS International, Mineola, New York                  Nature of the Assignment 3
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2.  Nature of the Assignment

Subject of the Economic Study and Appraisal

The subject of the economic study and appraisal is the fee simple interest in a +/-304,920-square-foot (+/-7.0-acre) parcel improved with a 117-room, economy-class lodging facility known as the Howard Johnson - Middletown, which opened in 1975. In addition to guestrooms, the subject property contains +/-1,731 square feet of meeting space, an indoor swimming pool and sauna, and a restaurant and lounge which is currently leased to an independent operator. The hotel is located approximately one-quarter of a mile north of the intersection formed by Route 211 and State Route 17. Municipal jurisdictions governing the property include the City of Middletown, the Town of Wallkill, the County of Orange, and the State of New York. The hotel's civic address is 551 Route 211 East, Middletown, New York, 10940.

Objective of the Economic Study and Appraisal

The objective of the economic study and appraisal is to evaluate the supply and demand factors affecting the market for transient accommodations in the Middletown area for the purpose of estimating the market value of the subject property.

Market value is defined by the Office of the Comptroller of the Currency (OCC), 12 CFR, Part 34, as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.

Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.    buyer and seller are typically motivated;

2. both parties are well informed or well advised, and acting in what they consider their own best interests;

HVS International, Mineola, New York                  Nature of the Assignment 4
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3.    a reasonable time is allowed for exposure in the open market;

4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

Use of the Appraisal

This appraisal is being prepared for use by Morgan Stanley Mortgage Capital, Inc. in connection with their proposed financing of a package of 17 hotels, including the subject property, which are owned by Ashford Financial Corporation or related entities. The information presented in this report should not be disseminated to the public or third parties without the express written consent of HVS International.

Scope of the Appraisal

All information was collected and analyzed by the staff of HVS International. Data such as historical operating statements, site plans, floor plans, and so forth were supplied by Ashford Financial Corporation and Remington Hotel Company. Unless noted otherwise, we have inspected the competitive lodging facilities and analyzed the sales summarized in this report, and our value conclusion is based on this investigation and analysis.

Property Rights Appraised

The property rights appraised are the fee simple ownership of the land and improvements, including furniture, fixtures, and equipment. The fee simple interest is defined as, "absolute ownership unencumbered by any other interest or estate subject only to the four powers of government."(2) The subject property has been appraised as a going concern (i.e., an open and operating facility).

Method of Study

The methodology used to develop this economic study and appraisal is based on the market research and valuation techniques set forth in the textbooks authored by HVS International for the American Institute of Real

(1)   Federal Register, Vol. 55, No. 165, August 24, 1990; p. 34696.

(2) The Dictionary of Real Estate Appraisal - Second Edition, American Institute of Real Estate Appraisers, Chicago, IL, 1989, p. 120.

HVS International, Mineola, New York                  Nature of the Assignment 5
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Estate Appraisers and the Appraisal Institute, entitled, The Valuation of Hotels and Motels,(1) Hotels, Motels and Restaurants: Valuations and Market Studies,(2) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations,(3) and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations.(4)

The appraisal will consider the three standard approaches to value: income capitalization, sales comparison, and cost. Because lodging facilities are income-producing properties that are normally bought and sold on the basis of capitalization of their anticipated stabilized earning power, the greatest weight is given to the value indicated by the income capitalization approach. We find that most hotel investors employ a similar procedure in formulating their purchase decisions, and thus the income capitalization approach most closely reflects the rationale of typical buyers. When appropriate, the sales comparison and cost approaches are used to test the reasonableness of the results indicated by the income capitalization approach.

Ownership, Franchise, and Management History and Assumptions

A copy of the subject property's legal description is presented in the Addenda to this report, and was provided by Middletown New York Hotel Limited Partnership. The appraisers assume no responsibility regarding the accuracy of this legal description. On February 28, 1994, the Chartwell/ G.S.R. Hotels III, Limited Partnership (formed by Middletown New York Hotel Limited Partnership) entered into a purchase agreement with Nippon Credit Bank, Ltd., which held the mortgage loan on the subject property and 14 other hotels. The closing of the sale of the mortgage loan took place on March 25, 1994. Conveyance of the fee simple title to the subject property occurred on or about August 25, 1994.

(1) The Valuation of Hotels and Motels, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1978.

(2) Hotels, Motels and Restaurants: Valuations and Market Studies, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1983.

(3) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1990.

(4) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992.

HVS International, Mineola, New York                  Nature of the Assignment 6
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The subject property is operated under a franchise agreement with Howard Johnson Franchise Systems, Inc.; this agreement expires on May 11, 2009. The hotel is also subject to a management agreement with Remington Employers Corporation; an abstract of this contract is presented in the Addenda to this report.

Marketing Period

In light of the renewed interest in hotel investments and the increasing availability of debt and equity capital, we believe that it will take six to nine months to sell the subject property, assuming that it is placed on the market at the concluded value.

Effective Date of the Appraisal

The effective date of the appraisal is January 1, 1997. All projections are expressed in inflated dollars, and the value estimate represents 1997 dollars.

Date of Inspection

The subject property was inspected by Marie K. Laib on October 16, 1996.

HVS International, Mineola, New York   Description of the Land, Improvements,  7
                                       Zoning, Taxes, and Neighborhood
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3.  Description of the Land, Improvements, Zoning, Taxes, and Neighborhood

LAND

The suitability of the land for the operation of a lodging facility is an important consideration affecting the economic viability of a property and its overall value. Factors such as size, topography, access, visibility, and the availability of utilities have a direct impact on the desirability of a particular site.

Size and Topography

The subject site is located approximately one-quarter of a mile north of the intersection formed by Route 211 and State Route 17 (S.R. 17). Municipal jurisdictions governing the property include the City of Middletown, the Town of Wallkill, the County of Orange, and the State of New York.

According to tax maps prepared by the Town of Wallkill Assessor's Office, the subject parcel measures approximately 304,920 square feet, or +/-7.0 acres. The subject site is comprised of one parcel identified as Section 41, Block 1, Lot
39.5. The site is irregular in shape, and features +/-364 feet of frontage and access along Route 211 to the south, +/-689 feet abutting a vacant parcel to the north, +/-766 feet abutting a parcel partially improved with a bank to the west, and +/-619 feet abutting a vacant parcel to the east. Primary vehicular access to the property is provided by Route 211. An adjacent vacant parcel to the north, which is also owned by Middletown New York Hotel Limited Partnership, measures +/-6.0 acres, and has not been considered in the appraisal of the subject property.

The topography of the parcel is generally flat, with a gentle downward slope from the northwest to southeast - from the rear to the front of the subject site.

In conclusion, the size and topography of the subject parcel appear to be well suited for hotel use.

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Easements

The appraisers were not provided with any information concerning easements affecting the subject property. For the purposes of this appraisal, we have assumed that the property is not encumbered by any unusual or onerous easements which would affect its use or marketability.

Regional Access

It is important to analyze a lodging facility's ease of access with respect to regional and local transportation routes and demand generators. The subject site is adequately accessible to a variety of local, county, state, and interstate highways.

The City of Middletown, located within the Township of Wallkill, is one of three cities in Orange County, and is located in the western portion of the county. The subject property is situated on State Route 211, approximately two miles northeast of the City of Middletown. Interstate 84 is the primary artery in western Orange County, and passes approximately one mile south of the subject property. State Route 17 bisects Interstate 84 approximately one mile south of the subject property and proceeds in a northwesterly direction, where it then intersects with State Route 211, forming Exit 120, which is the exit point when traveling to either the subject property or the City of Middletown.

Interstate 84 originates at the Massachusetts Turnpike, and runs primarily east to west through Connecticut and the State of New York - particularly, the northern portion of the New York City metropolitan area - and then terminates in Scranton, Pennsylvania, where it connects with Interstate 81. Interstate 84 is a major commercial route through New York State and New England, and is often used by travelers wishing to avoid the more congested coastal routes - specifically, I-95.

State Route 17 originates in Kearney, New Jersey, near the Lincoln Tunnel to Manhattan, and extends northwesterly through the western end of Rockland County, parallel to the New York State Thruway. At Harriman, Route 17 heads westward along the southern tier of New York State, through Middletown and Binghamton, terminating at the Pennsylvania border, near Erie.

State Route 211 runs parallel to I-84 and connects the Village of Montgomery, in the Town of Montgomery, located approximately ten miles to the east, with the City of Middletown. The subject property is located on Route 211, just north of the interchange formed by Route 211 and State Route 17.

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Overall, regional access to the Howard Johnson - Middletown is considered to be good for a lodging facility of this type. The well-developed network of local and interstate highways increase the subject property's primary market area, and facilitates the capture of transient travelers.

Local Access and Visibility

Direct access to the subject property for motorists traveling on State Route 17 is accomplished by exiting at Route 211 (Exit 120). Once exited, motorists travel approximately one-quarter of a mile northeast of the exit intersection to the Tower Drive intersection. To access the subject property, which is located on the west side of the road and its median, drivers must make a legal U-turn at the Tower Drive traffic light and travel southwest for one-half block to access the subject property's entrance. After final construction on State Route 211 is completed in the near future, a new, signed entrance directly northwest of the exit intersection will exist. This entrance will be shared by the Howard Johnson -Middletown and the Middletown Motel and will access a government owned and managed service road parallel to State Route 211 and leading to the subject property. Motorists traveling on I-84 must either access the property via S.R. 17 or local routes.

Visibility is considered poor for motorists traveling south on S.R. 17, as motorists do not gain sight of the property until after the exit decision point. For motorists traveling north on S.R. 17, visibility is considered fair. The subject property is not visible from I-84. Overall, the subject site is considered suitable for a property of this type.

Airport Access

After highway transportation, the second primary mode of transportation into the area is air travel to Stewart Airport, located approximately 20 miles (roughly a 25-minute drive) northeast of the subject property, in Newburgh, New York. The subject property is not considered to be well located with respect to this facility, and does not receive any direct airport-related visitation, such as airline crews or delayed passengers.

Access to Local Demand Generators

The subject property's proximity to demand generators of transient visitation is good. The following table outlines some of these major demand generators and their respective distances from the subject site.

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Table 3-1   Local Demand Generators
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                                  Approximate Distance      Approximate Driving
Demand Generator              from Subject Site (in Miles)   Time (in Minutes)
----------------              ----------------------------   -----------------
U. S. Military Academy - West Point     20.0                         30
Big V Supermarkets                       8.0                         10
Empire Blue Cross/Blue Shield            3.0                          5
Horton Memorial Hospital                 3.0                          5
Minolta                                  5.0                          8
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The subject site is centrally located with regard to many of the area's demand generators. Access to most of the nearby generators of visitation is equal to that of the other competitive lodging facilities.

Utilities

The subject site is served by all necessary utilities, which are provided as follows.

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Table 3-2   Available Utilities
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         Utility                    Provider
         -------                    --------
         Water                      Town of Wallkill
         Electricity                Orange and Rockland Utilities, Central
         Telephone                  Citizens
         Oil                        Wallace Oil
         Garbage and Trash          Allwaste, Inc.
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Soil and Subsoil Conditions

Geological and soil reports were not provided to the appraisers or made available for review during the preparation of this report. The appraisers are not qualified to evaluate soil conditions other than by a visual inspection of the surface.

Nuisances and Hazards

The appraisers have not been informed of any site-specific nuisances or hazards, and no signs of toxic ground contaminants were visible at the time of our inspection. Because the appraisers are not experts in this field, we do not warrant the absence of hazardous waste, and we urge the reader to obtain an independent analysis of these factors.

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Excess Land

The parcel on which the subject property is located appears to be fully developed. Currently, however, there is an small unpaved portion on the eastern corner of the lot. According to management, this portion is proposed to be paved in order to ease congestion and to maximize the size of the existing parking lot.

Seismicity

Information regarding seismicity was not provided to the appraisers; therefore, we have assumed that the subject property is not situated in an area of seismic danger.

Legal Description

As noted earlier, a copy of the subject property's legal description, as provided by Remington Employers Corporation, is presented in the Addenda to this report.

Land Conclusion

The subject parcel appears to be well suited as the site of a lodging facility. We have analyzed the issues of size, topography, access, visibility, and the availability of utilities, and we note the following advantages and disadvantages.

Advantages

o The subject parcel is a large site with good frontage on State Route 211, and is accessible from State Route 17.

o     The subject parcel consists of a smooth topography.

o A well-developed network of area and interstate highways exist within close proximity to the subject property.

o     All necessary utilities are available to the subject property.

Disadvantages

o     Visibility of the site from south S.R. 17 is poor.

o The subject property is neither visible nor directly accessible from I-84, the nearest interstate.

The advantages exhibited by the subject site are all important characteristics of a hotel location. The disadvantage of poor visibility is a common attribute with all of the lodging competitors in the area, and is therefore not considered to be detrimental to the subject property. It is our opinion that the subject parcel is well suited for hotel use.

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IMPROVEMENTS

The quality of a lodging facility's physical improvements has a direct influence on its marketability, attainable occupancy, and average rate. The design and functionality of the structure can also affect operating efficiency and overall profitability. This section investigates the subject property's physical improvements and personal property in an effort to determine how they contribute to total value. The following description of the improvements is based on our inspection of the hotel and information provided by Remington Employers Corporation.

Howard Johnson - Middletown is a economy-class lodging facility containing 117 rentable units, +/-1,731 square feet of meeting space, a restaurant which is currently leased, and appropriate back-of-the-house facilities. The two-story property opened in 1975, and is 18 years old as of the date of this appraisal. The hotel was acquired by G.S.R. Hotels III, Limited Partnership (formed by Middletown New York Hotel Limited Partnership in February, 1994. At the time of this acquisition, the hotel was in extremely poor condition. Subsequent to the acquisition, the subject property was extensively renovated, at an estimated cost of $600,000. In scope, this renovation included the public areas and the guestrooms. The hotel is now judged to be in relatively good condition, and management representatives report that all of the building systems are in working order. The hotel is operated under a license agreement with Howard Johnson and reportedly meets the standards for lodging facilities of that brand.

Based on our inspection and information provided by Remington Employers Corporation, the following table summarizes the facilities available at the subject property.

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Table 3-3   Facilities Summary
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Guestrooms:
     Queen Beds                             40  Units
     Double/Doubles                         40
     Twin Queens                            37
                                         -----
            Total                          117  Units

Meeting and Banquet Rooms:
     Parlor A                            1,023  Square Feet
     Parlor B                              558
     Boardroom                             150
                                         -----
         Total                           1,731  Square Feet

Food and Beverage Outlets:
     Courthouse Restaurant                      (Leased)
Recreational & Other Amenities:                 Indoor Pool, Sauna
Parking Spaces:                            208  Spaces
Life Safety Systems:                            Hard-wired Smoke Detectors
Laundry:
     Washers:                                1  Speed Queen
                                             1  Milnor
     Dryers:                                 2  Cumming & Landau
                                             1  Speed Queen

Construction Details:                           Pre-cast Concrete Block
                                                Tar-Rubber Membrane Roof System

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Property Exterior

The hotel structure is set back approximately 150 feet from Route 211. Paved parking areas accommodating 208 vehicles surround the subject improvements.

Vehicular access to the subject site is made possible by two roadways: Route 211 and its service road. The service road runs parallel to and north of Route 211, stretching approximately one-quarter of a mile in length. From these roadways, two vehicular entrances to the subject property can be accessed. The main entrance originates directly off Route 211, passes across the service road, and leads directly into the subject property's south parking lot. The second entrance, located approximately 75 feet west of the main entrance, originates only off the service road. Both the main entrance and secondary entrance can be accessed by this service road.

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After entering the site, guests proceed to the hotel's main entrance, which is located behind the hotel's restaurant, on the west side of the structure. Service traffic can gain access to the loading dock, which is located at the southeast side of the subject property.

The exterior of the subject property's guestroom wings consists of a mixture of white-and-brown split-face brick. All of the guest units have outside sliding glass doors; those on the second floor are decorated with mock balcony railings. The reception and lobby building is surfaced in white split- face brick, and is covered by the traditional Howard Johnson orange roof. The subject property's restaurant is similar in style to the main lobby building, but features a turquoise-colored roof.

Construction and Design

The two-story, interior corridor subject property features three wings. The central wing is situated perpendicular to the other two wings, and houses the lobby, meeting room, restaurant and lounge, offices, and guestrooms. The east wing is the most recently constructed section, and includes guestrooms and the indoor swimming pool and sauna. The west wing houses guestrooms only. All three wings are connected on the first floor, and thus, guests can reach all areas without leaving the facility.

Lobby

The subject property's lobby is located directly behind the hotel's Courthouse Restaurant, and is therefore not highly visible from the subject property's main entrance. The lobby area can be accessed by two outside entrances - the first, facing the northwest parking lot, and the second, facing the hotel's west parking lot. The interior of the subject property's lobby is in good condition following renovations to its carpeting, furniture fabric, fireplace, and front desk area, completed in 1995.

Food and Beverage Outlets

The Courthouse Restaurant is the subject property's multi-purpose restaurant serving typical American cuisine during breakfast, lunch, and dinner, seven days a week. Operating hours are between 6:00 a.m. and 10 p.m. The breakfast price range is approximately $2.00 to $6.00, the lunch price range is $5.00 to $9.00, and the dinner price range is $6.00 to $18.00. The restaurant offers Friday and Saturday night buffets, as well as Saturday and Sunday brunches.

The restaurant, located immediately south of the hotel's lobby area, is currently leased out to an independent operator. According to management, the restaurant will remain leased throughout the projection period. The

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Courthouse Restaurant is in fair condition. However, to match the newly renovated conditions of the subject property's guest quarters and public space, the restaurant is in need of renovations.

Meeting and Banquet Space

The meeting rooms are finished with wall vinyl, recessed lighting, and wall-to-wall carpeting. The finishes are of good quality, and are appropriate for a hotel of this type. The parlor room, which can be divided by a partition, is capable of seating 200 people, auditorium-style, and measures +/-1,731 square feet. The boardroom, furnished with a large, oval table and comfortable seating, accommodates approximately 12 people, and measures 150 square feet. All of the meeting spaces have been recently renovated with new carpeting and fluorescent lighting. These facilities are currently in good condition.

Guestrooms

The Howard Johnson - Middletown offers 117 guestroom units. Of these 117 units, 40 units each contain one queen bed, 40 units contain two double beds, and the remaining 37 contain twin queen beds. Typical guestrooms are furnished with one or two beds, one or two bedside tables, a desk, a desk chair, two reading chairs or a sleeper sofa, a dresser, and a color television set. Walls are covered with vinyl, and all units feature wall-to-wall carpeting; window treatments consist of draperies with black-out-linings. Guestroom lighting is appropriate for a hotel of this type. Most guestroom bathrooms consist of a separate toilet and vanity area. However, some guestrooms provide bathrooms where the vanity and toilet area are combined. Heating, ventilation and air conditioning (HVAC) are provided by individual units located in the exterior wall of each guestroom unit.

At the time of our inspection, the subject property's guestrooms appeared to be in good condition, due to their recently completed and on-going hard and soft goods renovations.

Guestroom Corridors

Guestroom corridors are wide enough to permit the easy passage of housekeeping and room service carts. The corridors are finished with new carpeting, a neutral wall covering, wall sconces, and emergency lighting, as well as fire doors and extinguishers.

Management has created no-smoking sections in all guestroom wings; this type of amenity costs very little, and requires no structural changes. We expect that the number of rooms allocated for this purpose will be increased or reduced depending on demand and guest response.

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Recreational Amenities

The subject property offers an indoor pool and sauna to its guests. Located on the first floor in the rear of the Howard Johnson, this recreational area was most recently renovated within the past year. Both the pool deck area and the inside surface of the pool have been refinished. New pool-side furnishings have been added, and minor repairs and replacements to the sauna have recently been completed.

Back-of-the-House Space

The subject property's back-of-the-house space consists of the executive offices, as well as the maintenance and housekeeping departments. The executive offices are conveniently situated behind the front desk area; the additional departments are separately located on the first floor of the structure's central wing. All of the departments appear to be well maintained and are appropriately located with respect to the areas that they serve. In addition, the Courthouse Restaurant's kitchen is readily accessible for those guests needing banquet service and room service. Based on information provided by Remington Employer Corporation, all of the subject property's operating systems are in good working condition.

Vertical Transportation

The subject property does not provide guest elevators.

Heating, Ventilation, and Air Conditioning (HVAC)

Heating, ventilation and air conditioning units are in the process of being replaced ten at a time. According to property management, the HVAC units are not a priority at this time, as most of them are currently in reasonably good working order; however, these units will be replaced over the course of the next few years.

Fire Protection

The subject property currently holds a fire service contract with Simplex. Smoke detectors throughout the improvement are hard-wired to a fire panel located behind the front desk. A copy of this fire contract was not made available to the appraisers.

Asbestos

According to information provided by management representatives, no asbestos is present in the subject property's improvements; however, we have not been provided with an asbestos report to confirm this assertion. The reader should be advised that any costs associated with asbestos removal or containment may have an unfavorable impact on the hotel's market value, and the estimate set forth in this appraisal reflects our value conclusions prior to the deduction of any such costs. We suggest that interested parties

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initiate an independent analysis regarding current asbestos levels and the capital expenditures necessary to remove any asbestos that is present.

ADA Conformance

Following the January 26, 1992 passage of the Americans with Disabilities Act
(ADA), hotels are subject to new physical standards. The appraisers are not experts on ADA compliance, and we render no opinion regarding the subject property's conformance to ADA standards. Capital expenditures that may be necessary to bring the property into accordance with the ADA will reduce our estimate of market value. Any on-going costs related to ADA regulations are expected to be funded by normal replacement reserves.

By the end of 1996, the subject property plans to introduce two guestrooms that will comply with national ADA regulations. These renovations will convert two current hotel guestrooms located on the subject property's first floor.

Improvements Conclusion

Overall, the subject property's improvements appear appropriate for hotel use. For the purposes of this appraisal, we have assumed that the subject property will be maintained in its present and renovated condition throughout the assumed ten-year holding period. Specifically, it is assumed that hotel management will employ standard preventive maintenance measures, and that a reserve for replacement fund will be established to provide for the cost of any future necessary capital expenditures.

ZONING

According to the Town of Wallkill zoning regulations and map, the subject property is zoned as follows.

                     PID - Planned Interchange Development.

Hotels and motels are expressly permitted in this zoning district, as are various other commercial uses. Based on this information, the subject property appears to conform to local zoning regulations. We assume that all necessary permits and approvals have been secured (including an appropriate liquor license), and that the subject property was constructed in accordance with local zoning ordinances, building codes, and all other applicable regulations.

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ASSESSED VALUE AND TAXES

Property - or ad valorem - tax is one of the primary revenue sources of municipalities. Based on the concept that the tax burden should be distributed in proportion to the value of all properties within a taxing jurisdiction, a system of assessments is established. Theoretically, the assessed value placed on each parcel bears a definite relationship to market value, so properties with equal market values will have similar assessments and properties with higher and lower values will have proportionately larger and smaller assessments. Depending on the taxing policy of the municipality, property taxes can be based on the value of the real property or the value of the personal property and the real property.

Because the objective of assessed value is to maintain a specific value relationship among all properties in a taxing jurisdiction, comparable hotel assessments should be evaluated to determine whether the subject property's assessed value is equitable.

The taxing jurisdiction governing the subject property assesses real property; the assessed value ratio is reported to be approximately 40% of market value. Personal property is not taxed in New York State. The 1996/97 tax rates applicable to the subject property are $46.73 for the Middletown school district, and $26.21 for the county, town, fire and highway district, for a total of $72.64, per $1,000 of assessed value. Benefit fee tax rates for water in the Silver Lake and Wallkill areas are based on the number of units at the subject property; the 1996 rates are $20.8095 and $20.018, respectively. Sewer benefit fee tax rates are based on a per-unit basis for the subject property, the tax rate is $10.00 for Silver Lake and $7.50 for Wallkill. Historically, the tax rates have increased at an average annual compounded rate of 3.2% during the period 1992 to 1996. For the purposes of our projections, we have assumed that the tax rate will increase by 3.5% - the typical inflation rate, annually during the projection period. The assessed value for the improved parcel is $1,250,000. The subject property's actual 1995/96 tax burden is approximately $122,871.

A review of the assessed values of two comparable hotels located in the Town of Wallkill taxing jurisdiction reveals the following information.

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Table 3-4   Assessed Value of Comparable Hotels
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                                   Total Assessment         Assessment per Room
                      Number   ------------------------    ---------------------
Hotel                of Rooms    Land      Improvements     Land    Improvements
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Super 8                 82     $126,000     $  863,100     $1,537     $10,526
Holiday Inn            102      130,000      1,229,400      1,275      12,053

                   Source: Town of Wallkill Assessor's Office

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The Super 8 Motel, located immediately northeast of the subject property, was last assessed in 1982 with a land value of $126,000, an improvement value of $863,100, and a total assessment of $989,100. The Holiday Inn, located on Crystal Run Road, approximately three miles southeast of the subject property, was last assessed in 1996. Its values are more similar to those of the subject property than those of the Super 8. The Holiday Inn's land value is $130,000, and its improvement value is $1,229,400, yielding a total assessment value of $1,359,400.

Applying the projected increases to the 1995/96 tax burden yields the following forecast of property taxes for the subject property.

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Table 3-5   Forecast of Property Tax Expense (+000)
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                                          1997      Stabilized       1999
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Forecast of Property Taxes                $107         $111          $115

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NEIGHBORHOOD

The neighborhood surrounding a lodging facility often has an impact on a hotel's status, image, class, style of operation, and sometimes its ability to attract and properly serve a particular market segment. This section investigates the subject property's neighborhood and evaluates any pertinent locational factors that could affect its occupancy, average rate, food and beverage revenues, and overall profitability.

The neighborhood surrounding the subject property is characterized by retail outlets, lodging facilities, and restaurants which serve both the local population and the travelers on S.R. 17. To the west of the subject property

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lies Marine Midland Bank, which shares the same access road as the subject property. Beyond the bank are a small, non-chain affiliated motel and State Route 17. To the east are a Super 8 hotel and several small retail outlets. Across Route 211 are an Olive Garden restaurant, a Mobil gas station, a Walmart discount store, and an off-track betting facility. Also located across from the subject property is the entrance to the Galleria Mall, which is not directly visible from the subject property. The neighborhood surrounding the subject property is predominantly residential is character.

Route 211 is a six-lane thoroughfare that was recently widened from four lanes, and is currently still under construction; this project moderately disrupts local traffic flow, and is expected to be completed by the end of 1996.

Conclusion

The immediate neighborhood fronting the Howard Johnson - Middletown consists primarily of retail outlets and restaurants. The general location and condition of the neighborhood are positive attributes for a lodging facility of this type, particularly with respect to travelers on S.R. 17. Overall, the subject property's immediate neighborhood appears to be well suited for a hotel of this type.

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4.    Market Area Analysis

The economic vitality of the market surrounding the subject property is an important consideration in forecasting lodging demand and income potential. Economic and demographic trends that reflect the amount of visitation provide a basis from which to project hostelry demand. The purpose of the market area analysis is to review available economic and demographic data to determine whether the local market will undergo economic growth, stability, or decline. In addition to predicting the direction of the economy, the rate of change must be quantified. These trends are then correlated based on their propensity to reflect variations in lodging demand with the objective of forecasting the amount of growth or decline in transient visitation by individual market segment (e.g., commercial, group and meeting, leisure).

Market Area Definition

The subject property is situated in the City of Middletown and the Township of Wallkill in Orange County, New York. Orange County is politically divided into 20 towns, three cities, and numerous villages and hamlets. The three cities in Orange County are: Middletown, which is located approximately two miles south of the subject property; Port Jervis, which is 20 miles southwest of the subject property; and Newburgh, which is approximately 25 miles northeast of the subject property. The Town of Wallkill is part of the Newburgh, NY-PA Metropolitan Statistical Area (MSA). Some demand may also originate from surrounding areas, including the New York Counties of Westchester, Putnam, and Rockland and the New Jersey Counties of Passaic and Sussex; however, the impact of these areas is likely to be minimal.

Originally agricultural in nature, Orange County has more recently become a focal point of development interest and activity in the greater New York metropolitan area. This trend has been fueled by three primary factors: the availability of a good transportation network; proximity to the densely developed New York metropolitan area; and the relatively low cost of living and doing business, particularly as compared to other counties in the

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                                  LOCATION MAP

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region. Development spurred by these factors first became evident in the 1980s, and was focused in business parks situated along S.R. 17, I-84, and the New York State Thruway. Much of this development consisted of warehouse and destination centers, which benefit directly from the highway network. The regional recession of the early 1990s slowed the trend of development somewhat. The opening of the Stewart Airport to commercial traffic in 1990 stimulated further interest in the county particularly, the area around Newburgh. With the advent of the economic recovery, the level of development interest and activity has returned to previous levels. The county now offers more than 25 office and industrial parks as well as a total of 24.5 million square feet of office, manufacturing, and distribution space.

Economic and Demographic Data

Based on fieldwork conducted in the area, along with in-house data sources, various types of economic and demographic data were evaluated to determine trends in transient demand. A primary source of economic and demographic data utilized in this analysis is the Complete Economic and Demographic Data Source as published by Woods & Poole Economics, Inc., a well-regarded forecasting service based in Washington, DC. Using a database containing over 300 variables for each county within the nation, Woods & Poole utilizes a sophisticated regional modeling method to forecast future economic and demographic trends for each county in the country. The historical data utilized by Woods & Poole includes county level data for each year from 1969 to 1989 for employment, earnings and personal income, as published by the Bureau of Economic Analysis, as well as 1970, 1980, and 1990 census data as published by the Bureau of Census. All economic data for the years 1990 to 2000 and population data for the years from 1991 to 2000 are projected by Woods & Poole. All earnings, personal income and retail sales data in the Woods & Poole database is presented in 1987 constant dollars. It should be noted that the annual percentage changes indicated in Table 4-2 represent changes in unrounded figures, and may not calculate, due to rounding.

Population

Although there is no direct correlation between the size of an area's population and its specific level of visitation, historical and project population trends often reflect the economic climate of a locale. Between 1980 and 1995, the population of the Newburgh MSA increased by approximately 80,000 people, yielding an average annual compounded increase of 1.7% over the 15-year period, indicating the overall stability of the area's demographic profile. Between 1990 and 1995, the population increased at the

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slower average annual compounded growth rate of 1.2%. This short-term data suggests that the area's population is starting to increase at a rate that is more consistent with the national trend, which was 1.1% for the same period. Forecasts for the period of 1995 to 2000 anticipate a nominal increase of 0.5%, which, while lower than historical rates, still exceeds the state projection.

We find that the rate of population growth generally establishes a minimum rate of increase for commercial segment hotel demand; this observation also holds true for the group and meeting segment if a majority of the meetings are business oriented.

Retail Sales

Trends in retail sales reflect both changes in population and the propensity of area inhabitants and visitors to spend money on retail goods. Like population trends, retail sales have no direct correlation with hotel room night demand, but they do tend to gauge the economic health and vitality of the market. Between 1980 and 1995, retail sales in both the Newburgh MSA and Orange County increased at an average annual compounded rate of 2.5% annually. From 1990 to 1995, Orange County and the Newburgh MSA achieved annual growth rates of 1.8% and 1.9%, respectively, which were higher than the 1.2% level recorded by the state as a whole. Projections indicate a slower growth in the Newburgh MSA between 1995 and 2000, at an average annual compounded rate of 0.3% and 0.4% for the county and the MSA, respectively; these rates are lower than both the 0.1% anticipated for the state and the 0.9% national average anticipated for the same period.

Personal Income

Between 1980 and 1995, personal income in the Newburgh MSA increased at an average annual compounded rate of 3.0%, while New York State registered growth of 1.9% annually. From 1990 to 1995, the Newburgh MSA achieved a growth rate of 1.6% annually, which was significantly higher than the 0.5% increase recorded by the state. Projections indicate a still more rapid increase in the Newburgh MSA between 1995 and 2000, at an average annual compounded rate of 2.0%; this rate is higher than both the 1.3% anticipated for the state, but slightly lower than the 2.3% national average anticipated for the same period.

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Work Force Characteristics

Between 1980 and 1995, a number of employment sectors in the Newburgh MSA increased. The agricultural industry registered the most significant increase, at an average annually compounded rate of 5.3%. Other healthy employment sectors were construction, total trade, and services, which ranged from 2.7% to 4.3% average annually compounded changes. The finance, insurance, and real estate
(FIRE), transportation, communications and utilities (TCPU), and total government sectors registered average annual compounded rate increases of 2.3%, 1.3%, and 1.0%, respectively. The only two sectors that registered average annual compounded rate decreases were farm employment (2.1%) and manufacturing (1.8%). Projections indicate that the wholesale trade and services sectors will experience the most significant growth between 1995 and 2000, at 2.3% and 2.0%, respectively. Only two sectors are projected to decrease annually - the farm and manufacturing sectors, at 1.2% and 0.5%, respectively, between 1995 and 2000.

The major employers in the Town of Wallkill area represent a cross-section of hotel demand potential. Some are national in scope, while others operate on a more local basis; some are engaged in manufacturing, some are retail, and others are active in transportation. The following table outlines some of the major employers in Orange County.

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Table 4-1   Major Employers in Orange County
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                                                                       Number of
Firm                                                                   Employees
--------------------------------------------------------------------------------
Big V Supermarkets                                                        1,829
Horton Memorial Hospital                                                  1,150
Empire Blue Cross/Blue Shield                                               900
St. Lukes Hospital                                                          950
Yellow Freight System                                                       900
Kolmar Labs                                                                 750
Arden Hill Hospital                                                         750
Wakefern                                                                    700
IBM                                                                         639
Mercy Community Hospital                                                    600

                      Source: The Orange County Partnership

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Office Space

Recognized for its industrial and manufacturing businesses, Orange County - as well as the Middletown and Wallkill areas - naturally provide a substantial amount of office space. According to the Orange County Partnership, industrial office space in parks in Orange County has increased substantially in the late 1980s. From 1984 to 1990, total square footage of office space grew from 850,000 to 7,100,000, and in 1995, total space increased to 11,200,000 square feet. Office space for the county not found in a park setting has also grown since 1984, albeit, at a slower rate. In 1984, 750,000 square feet of space was available, compared to today's total of 3,200,000 square feet. Examples of major corporations in Orange County that occupy this office space include Service Merchandise of Montgomery Industrial Park, with 850,000 square feet, Empire Blue Cross/Shield of Crystal Run Corporate Park, with 310,000 square feet, and Tuck Industries of Middletown, with 300,000 square feet of space. The office parks specific to the Middletown/Wallkill area are Sunrise Park, Wilson Field Park, Crystal Run Corporate Park, Mills Heights Industrial Park, and Quickway Industrial Park.

Highway Traffic

As previously mentioned, the subject property is situated on State Route 211, approximately one-quarter of a mile north of State Route 17 and two miles northwest of the interchange formed by I-84 and State Route 17. According to the New York State Department of Transportation, between 1984 and 1993, traffic volume on State Route 17 has increased; and between 1989 and 1994, volume increased slightly on Interstate 84. The average annual compounded growth rates for S.R. 17 and I-84 during these periods were 4.5% and 1.9%, respectively. Because the New York State Department of Transportation conducts its traffic survey approximately every three years, 1993 and 1994 are the last years for which data has been published.

Airport Traffic

The subject property is situated within an approximate 25-minute drive southwest of Stewart Airport, which is located in Newburgh, New York. This regional facility is served by American, Delta, and USAir, as well as several commuter carriers. Stewart Airport, which opened to commercial traffic in April of 1990, has grown in popularity in recent years as more business firms have relocated to Rockland and Putnam Counties. According to airport officials, passenger enplanements at Stewart Airport increased at an average annual compounded rate of 4.6% between 1978 and 1983. This growth slowed to 3.9% over the next five-year term as a result of the on-going airport construction, which closed the main runway for four months

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during 1986. Between 1992 and 1998, passenger enplanements are expected to increase at an average annual compounded rate of 4.1%.

Convention Center

The Rockland County Convention and Exhibition Center is located within the Newburgh MSA. However, due to its relatively distant location and the adequate supply of rooms in close proximity to this facility, the convention center does not produce any significant demand for the subject property.

Tourist Attractions

The Hudson Valley area - and more specifically, the Town of Wallkill area - features a variety of tourist attractions that draw leisure travelers. The most famous attraction in the area is the U.S. Military Academy in West Point, New York. This nationally known, time-honored institution offers a variety of activities. The Information Center, the West Point Museum, and Fort Putnam are all located near the academy. Other attractions include the Orange County Fairgrounds - home to the Orange County Speedway, which features weekly races during the summer months. The Hudson Valley area is also famous for numerous wineries, festivals and fall foliage tours. Festivals offered in the region include: "April in Paris," which is held in Middletown; the Orange County Delaware River Festival, held in Port Jervis; the Renaissance Festival held in Sterling Forest; and the Fall Foliage Festival.

Conclusion

Our review of various economic and demographic data indicates that the subject property's market area is relatively stable, with slow growth anticipated over the next several years. The following table summarizes the economic and demographic trends discussed throughout this section. All figures that reflect dollar amounts have been adjusted for inflation, and thus, reflect real change. It should be noted that the percent changes indicated in the following tables are based on unrounded figures, and thus, may not calculate exactly.

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Table 4-2   Economic and Demographic Data for the Subject Property's Market Area
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                                                                                                  Avg. Annual
Data Type                                          Period       Data Point     Data Point        Comp. Change
-------------------------------------------------------------------------------------------------------------
Long-Term Historical Population (+,000)
      Orange County                               1980-1995          260.6          321.5            1.4 %
      Newburgh, NY-PA MSA                         1980-1995          279.0          357.7            1.7
      State of New York                           1980-1995       17,566.4       18,195.7            0.2
      United States                               1980-1995      227,225.6      262,791.0            1.0
Short-Term Historical Population
      Orange County                               1990-1995          308.8          321.5            0.8
      Newburgh, NY-PA MSA                         1990-1995          337.4          357.7            1.2
      State of New York                           1990-1995       18,002.3       18,195.7            0.2
      United States                               1990-1995      249,401.4      262,791.0            1.1
Projected Population (+,000)
      Orange County                               1995-2000          321.5          326.6            0.3
      Newburgh, NY-PA MSA                         1995-2000          357.7          366.1            0.5
      State of New York                           1995-2000       18,195.7       18,314.7            0.1
      United States                               1995-2000      262,791.0      274,758.4            0.9
Long-Term Historical Retail Sales (+,000,000)
      Orange County                               1980-1995        1,539.7        2,226.9            2.5
      Newburgh, NY-PA MSA                         1980-1995        1,598.5        2,331.9            2.5
      State of New York                           1980-1995       91,865.8      108,055.2            1.1
      United States                               1980-1995    1,340,768.9    1,765,826.1            1.9
Short-Term Historical Retail Sales (+,000,000)
      Orange County                               1990-1995        2,034.8        2,226.9            1.8
      Newburgh, NY-PA MSA                         1990-1995        2,124.2        2,331.9            1.9
      State of New York                           1990-1995      101,720.0      108,055.2            1.2
      United States                               1990-1995    1,557,380.2    1,765,826.1            2.5
Projected Retail Sales (+,000,000)
      Orange County                               1995-2000        2,226.9        2,262.2            0.3
      Newburgh, NY-PA MSA                         1995-2000        2,331.9        2,376.4            0.4
      State of New York                           1995-2000      108,055.2      108,691.5            0.1
      United States                               1995-2000    1,765,826.1    1,846,830.4            0.9
Long-Term Historical Retail Sales Per Capita
      Orange County                               1980-1995        5,907.7        6,925.6            1.1
      Newburgh, NY-PA MSA                         1980-1995        5,729.2        6,518.6            0.9
      State of New York                           1980-1995        5,229.6        5,938.5            0.9
      United States                               1980-1995        5,900.6        6,719.5            0.9
Short-Term Historical Retail Sales Per Capita
      Orange County                               1990-1995        6,589.5        6,925.6            1.0
      Newburgh, NY-PA MSA                         1990-1995        6,295.0        6,518.6            0.7
      State of New York                           1990-1995        5,650.4        5,938.5            1.0
      United States                               1990-1995        6,244.5        6,719.5            1.5

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Table 4-2 Economic and Demographic Data for Subject Property's Market Area
          (Continued)
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                                                                                                  Avg. Annual
Data Type                                          Period       Data Point     Data Point        Comp. Change
-------------------------------------------------------------------------------------------------------------
Projected Personal Retail Sales Per Capita
      Orange County                               1995-2000        6,925.6        6,927.2            0.0 %
      Newburgh, NY-PA MSA                         1995-2000        6,518.6        6,491.1           (0.1)
      State of New York                           1995-2000        5,938.5        5,934.6           (0.0)
      United States                               1995-2000        6,719.5        6,721.7            0.0
Long-Term Historical Eating and
  Drinking Place Sales (+,000,000)
      Orange County                               1980-1995          104.6          182.0            3.8
      Newburgh, NY-PA MSA                         1980-1995          114.6          198.0            3.7
      State of New York                           1980-1995        9,199.4       11,882.1            1.7
      United States                               1980-1995      126,131.6      185,035.4            2.6
Short-Term Historical Eating and
  Drinking Place Sales (+,000,000)
      Orange County                               1990-1995          160.7          182.0            2.5
      Newburgh, NY-PA MSA                         1990-1995          172.6          198.0            2.8
      State of New York                           1990-1995       10,874.1       11,882.1            1.8
      United States                               1990-1995      161,197.4      185,035.4            2.8
Projected Eating and
  Drinking Place Sales (+,000,000)
      Orange County                               1995-2000          182.0          192.1            1.1
      Newburgh, NY-PA MSA                         1995-2000          198.0          210.4            1.2
      State of New York                           1995-2000       11,882.1       12,228.3            0.6
      United States                               1995-2000      185,035.4      199,127.3            1.5
Long-Term Historical Eating and
  Drinking Place Sales Per Capita
      Orange County                               1980-1995          401.3          566.0            2.3
      Newburgh, NY-PA MSA                         1980-1995          410.7          553.6            2.0
      State of New York                           1980-1995          523.7          653.0            1.5
      United States                               1980-1995          555.1          704.1            1.6
Short-Term Historical Eating and
  Drinking Place Sales Per Capita
      Orange County                               1990-1995          520.3          566.0            1.7
      Newburgh, NY-PA MSA                         1990-1995          511.5          553.6            1.6
      State of New York                           1990-1995          604.0          653.0            1.6
      United States                               1990-1995          646.3          704.1            1.7
Projected Eating and Drinking
  Place Sales Per Capita
      Orange County                               1995-2000          566.0          588.3            0.8
      Newburgh, NY-PA MSA                         1995-2000          553.6          574.6            0.7
      State of New York                           1995-2000          653.0          667.7            0.4
      United States                               1995-2000          704.1          724.7            0.6
Long-Term Historical Personal
  Income (+,000,000)
      Orange County                               1980-1995        3,511.7        5,288.4            2.8
      Newburgh, NY-PA MSA                         1980-1995        3,749.4        5,815.0            3.0
      State of New York                           1980-1995      268,310.1      358,297.4            1.9
      United States                               1980-1995    3,163,874.0    4,443,243.2            2.3

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Table 4-2 Economic and Demographic Data for Subject Property's Market Area
          (Continued)
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                                                                                                  Avg. Annual
Data Type                                          Period       Data Point     Data Point        Comp. Change
-------------------------------------------------------------------------------------------------------------
Short-Term Historical
  Personal Income (+,000,000)
      Orange County                               1990-1995        4,946.0        5,288.4            1.3 %
      Newburgh, NY-PA MSA                         1990-1995        5,373.7        5,815.0            1.6
      State of New York                           1990-1995      349,724.3      358,297.4            0.5
      United States                               1990-1995    4,051,714.6    4,443,243.2            1.9
Projected Personal Income (+,000,000)
      Orange County                               1995-2000        5,288.4        5,801.6            1.9
      Newburgh, NY-PA MSA                         1995-2000        5,815.0        6,409.8            2.0
      State of New York                           1995-2000      358,297.4      382,633.9            1.3
      United States                               1995-2000    4,443,243.2    4,972,219.5            2.3
Long-Term Personal Income per Capita
      Orange County                               1980-1995       13,474.0       16,447.0            1.3
      Newburgh, NY-PA MSA                         1980-1995       13,438.0       16,256.0            1.3
      State of New York                           1980-1995       15,274.0       19,691.0            1.7
      United States                               1980-1995       13,924.0       16,908.0            1.3
Short-Term Historical Personal
  Income per Capita
      Orange County                               1990-1995       16,017.0       16,447.0            0.5
      Newburgh, NY-PA MSA                         1990-1995       15,925.0       16,256.0            0.4
      State of New York                           1990-1995       19,427.0       19,691.0            0.3
      United States                               1990-1995       16,246.0       16,908.0            0.8
Projected Personal Income per Capita
      Orange County                               1995-2000       16,447.0       17,765.0            1.6
      Newburgh, NY-PA MSA                         1995-2000       16,256.0       17,508.0            1.5
      State of New York                           1995-2000       19,691.0       20,892.0            1.2
      United States                               1995-2000       16,908.0       18,097.0            1.4
Long-Term Historical Employment
  - Orange County (+,000)
      Farm                                        1980-1995            2.3            1.7           (2.1)
      Agriculture Services, Other                 1980-1995            0.6            1.3            5.3
      Mining                                      1980-1995            0.1            0.1            0.3
      Construction                                1980-1995            3.8            6.5            3.6
      Manufacturing                               1980-1995           17.0           12.9           (1.8)
      Trans., Comm. & Public Utils                1980-1995            5.9            7.1            1.3
      Total Trade                                 1980-1995           22.1           32.8            2.7
        Wholesale Trade                           1980-1995            4.2            6.1            2.5
        Retail Trade                              1980-1995           17.9           26.7            2.7
      Finance, Insurance, & Real Estate           1980-1995            6.7            9.5            2.3
      Services                                    1980-1995           21.4           40.1            4.3
      Total Government                            1980-1995           26.3           30.4            1.0
        Federal Civilian Govt                     1980-1995            4.6            5.9            1.7
        Federal Military Govt                     1980-1995            6.7            6.7           (0.0)
        State & Local Govt                        1980-1995           14.9           17.8            1.2
      TOTAL                                       1980-1995          106.2          142.4            2.0

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Table 4-2 Economic and Demographic Data for Subject Property's Market Area
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                                                                                                  Avg. Annual
Data Type                                          Period       Data Point     Data Point        Comp. Change
-------------------------------------------------------------------------------------------------------------
Short-Term Historical Employment
  - Orange County (+,000)
      Farm                                        1990-1995            1.8            1.7           (0.7)%
      Agriculture Services, Other                 1990-1995            1.2            1.3            2.4
      Mining                                      1990-1995            0.1            0.1           (3.0)
      Construction                                1990-1995            7.3            6.5           (2.5)
      Manufacturing                               1990-1995           14.7           12.9           (2.6)
      Trans., Comm. & Public Utils                1990-1995            7.4            7.1           (0.8)
      Total Trade                                 1990-1995           32.7           32.8            0.1
        Wholesale Trade                           1990-1995            6.6            6.1           (1.5)
        Retail Trade                              1990-1995           26.1           26.7            0.4
      Finance, Insurance, & Real Estate           1990-1995            9.1            9.5            0.9
      Services                                    1990-1995           33.8           40.1            3.5
      Total Government                            1990-1995           31.6           30.4           (0.8)
        Federal Civilian Govt                     1990-1995            6.2            5.9           (0.9)
        Federal Military Govt                     1990-1995            7.4            6.7           (1.9)
        State & Local Govt                        1990-1995           18.0           17.8           (0.3)
      TOTAL                                       1990-1995          139.7          142.4            0.4
Projected Employment
  - Orange County (+,000)
      Farm                                        1995-2000            1.7            1.6           (1.2)
      Agriculture Services, Other                 1995-2000            1.3            1.4            1.3
      Mining                                      1995-2000            0.1            0.1            0.4
      Construction                                1995-2000            6.5            6.8            1.1
      Manufacturing                               1995-2000           12.9           12.6           (0.5)
      Trans., Comm. & Public Utils                1995-2000            7.1            7.3            0.5
      Total Trade                                 1995-2000           32.8           34.8            1.2
        Wholesale Trade                           1995-2000            6.1            6.8            2.3
        Retail Trade                              1995-2000           26.7           27.9            0.9
      Finance, Insurance, & Real Estate           1995-2000            9.5           10.1            1.1
      Services                                    1995-2000           40.1           44.2            2.0
      Total Government                            1995-2000           30.4           30.8            0.3
        Federal Civilian Govt                     1995-2000            5.9            6.0            0.4
        Federal Military Govt                     1995-2000            6.7            6.7            0.2
        State & Local Govt                        1995-2000           17.8           18.0            0.3
      TOTAL                                       1995-2000          142.4          149.7            1.0

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Table 4-2 Economic and Demographic Data for Subject Property's Market Area
          (Continued)
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                                                                                                         Avg. Annual
Data Type                                          Period       Data Point     Data Point   Data Point   Comp. Change
---------------------------------------------------------------------------------------------------------------------
Traffic Counts
      Interstate 84                            1989/1992/1994     27,000         32,400       29,671        1.9 %
      State Route 17                           1984/1990/1993     28,500         39,200       39,200        4.5
Stewart Airport
      Historical Passenger Enplanements           1978-1992      197,105        372,420                     4.6
      Projected Passenger Enplanements            1992-1998      372,420        475,321                     4.1
      Historical Air Freight                      1978-1992       53,120        117,171                     5.8
      Projected Air Freight                       1992-1998      117,171        149,217                     4.1

      Sources: Woods & Poole Economics, Inc.; New York State Department of
               Transportation

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The Lodging Market Supply and Demand Analysis section of this economic study and appraisal will relate these historical and projected growth trends to specific market segments based on their propensity to reflect changes in lodging demand. This analysis will provide a basis for forecasting changes in room night demand in the subject property's market area.

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5.    Overview of External Forces Affecting the U.S. Lodging Industry

Introduction

Hotel ownership is ultimately the business of creating and enhancing value. To understand the investment potential of lodging facilities, investors must be thoroughly aware of the many forces that can cause changes in the value of their properties. Although some of these forces are internal (such as the layout and design of the facilities, the quality of management, and the condition of the property), others are external (such as the local economic environment and the competitive nature of the market). The risk associated with hotel investment lies largely with the external forces that are beyond the control of ownership and contribute to the variability of future income flows.

Investors and appraisers can project financial results by evaluating the historical impact of external forces on hotel values. Successful hotel investors seek opportunities where the risk of external forces can be minimized, thus reducing the uncertainty associated with income expectations.

When investors engage in due diligence prior to acquiring a lodging facility, they are primarily interested in trends affecting a limited geographic market area, such as a town, city, or county. A broader overview takes into account national and international travel patterns and trends. An understanding of the general characteristics of the United States hotel market is important because these trends often foreshadow economic and demographic changes in smaller areas.

This section of the appraisal will present an overview of the U.S. lodging industry by tracing many of the forces that influence hotel values. Historical economic and demographic data, and industry statistics will be analyzed to provide a basis for projections. Forecasts will be evaluated to determine their reasonableness. The conclusions represent another set of criteria that hotel investors consider in making their acquisition decisions.

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The Supply and Demand Relationship

Most business ventures are influenced by the relationship between supply and demand. In the hotel industry, supply refers to the number of units. A unit consists of one or more rooms and represents the smallest accommodation that can be rented to a guest. Each unit must have a full bath and its own entrance to a public hallway or the building exterior. Demand refers to a room night, which is one unit that is occupied for one night. The supply and demand relationship has a significant influence on a hotel's occupancy and/or average room rate.

Occupancy is calculated by dividing the number of rooms that are occupied for a specific period by the total number of rooms that are available during the same period. Average room rate is determined by dividing the total rooms revenue achieved during a specific period by the number of rooms occupied during that period; it also represents the weighted average of all the room rates charged during that period. In a market where demand is increasing faster than supply, occupancies rise and average rate growth generally exceeds inflation. When supply is increasing faster than demand, occupancies fall and average rates typically remain level or decline. Hotels generate revenue based on occupancy and average rate, and thus the supply and demand relationship is an important factor in analyzing profits and value.

Hotel occupancy levels have shown definite cycles that reflect the balance between supply and demand. The early 1970s marked the beginning of a hotel building boom reminiscent of the 1920s. Many factors contributed to this expansion, but the two main elements were readily available financing and aggressive chains that were eager to sell franchises. The new construction during the 1970s was made possible by the enormous amount of financing generated by all lenders, particularly real estate investment trusts (REITs). These high-leverage finance companies were created to allow small investors to participate in real estate mortgages and equities. The concept was quickly accepted by Wall Street, and soon billions of dollars were available to finance real estate projects. Many lenders became so overwhelmed with new money that their underwriting procedures broke down and some marginal developments were approved.

During the late 1960s and early 1970s, hotel companies actively expanded their chains through franchising. Franchising was a source of new capital, allowing hotel companies to grow and achieve national recognition using the franchisee's financial investment in individual properties. Some franchisors, eager to demonstrate sustained growth and establish a national

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presence, employed questionable marketing tactics to sell new franchises. Salespeople were often compensated based on the number of franchises sold, so there was little incentive to discourage developers from investing in poor locations and overbuilt markets. Many lenders and hostelry developers were led to believe that a national franchise would guarantee a successful operation.

The combination of readily available financing and aggressive hotel chains eager to sell franchises resulted in overbuilding and development of many poorly located, undercapitalized hostelries managed by inexperienced owners. The bubble burst on the lodging industry when inflation caused construction costs and interest rates to escalate. The 1974 energy crisis drastically reduced travel, and the accompanying recession curtailed business trips, conferences, and conventions.

Operators of marginal properties quickly fell behind in their mortgage payments, and lenders were forced to foreclose. As lenders became hostelry owners, they either organized work-out departments headed by experienced hoteliers or engaged professional hotel management companies to assume operational responsibilities. Sales data indicate that lenders who were looking for quick sales to remove non-performing hotel assets from their books had to lower their prices substantially to attract all-cash buyers. Lenders who were willing to hold on to foreclosed hotels and employ professional management to reposition and improve the properties' operation were generally able to recoup their original investments in three to five years, once the industry began to recover. However, even lenders who repositioned their hotels had to take back favorable purchase-money financing to sell the properties because money from other sources was not available.

History has shown that during economic downturns, hotel values generally do not fall in proportion to the properties' declining incomes. Sellers, and particularly lenders who take back hotels through foreclosure, are often unwilling to sell at substantially reduced prices. They are more likely to wait out the downward cycle and dispose of their assets when the market begins to rebound. Thus, appraisers can best reflect market behavior by projecting a facility's net income to a point of recovery and applying the proper discounted cash flow procedure over that time period.

The late 1970s was a period of relative calm for the lodging industry. Because most lenders were recovering from the financial wounds inflicted by

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the 1975 recession, they had little interest in making hotel mortgages. New construction was restrained, and primarily consisted of additions to existing properties and the development of some large, downtown hotels oriented toward the commercial and convention markets. The rebirth of center-city hostelries was a direct result of fuel shortages and the availability of government financing for inner-city redevelopment projects. Highway-oriented properties, on the other hand, were adversely affected by escalating gasoline prices and decreased automobile travel, and these lodging facilities lost some of their appeal among investors and hotel companies.

Decreased building activity, the normal retirement of older hostelries from the market, and an improving economy created a favorable supply and demand relationship and record-high occupancy levels from 1979 to 1980. Average room rates increased rapidly as operators took advantage of the excess demand to recoup earlier losses and keep up with inflation.

After the decline in hotel development during the late 1970s, the environment appeared suitable for a period of renewed expansion. However, the Federal Reserve tightened the money supply in the early 1980s, sending the prime interest rate up to double-digit levels. Most of the projects that were in the preliminary planning stages but lacked sensible financing were put on hold.

Fiscal policy and declining energy prices eventually reduced the national inflation rate. This caused a decline in hotel interest rates beginning in 1983, and suddenly massive amounts of capital were available for real estate investments. Hotel developers who had been out of the market since the mid-1970s rushed to initiate new projects. They were aided by several major real estate development incentives: high occupancies and escalating room rates, readily available debt and equity financing, and unique income tax benefits designed to stimulate the national economy out of a recession.

During the early 1980s, trends were generally favorable for new hotel development. Although the recession caused a decline in lodging demand, many markets showed relatively high occupancy levels. Room rates were usually able to keep up with inflation, and the travel industry was expected to boom as a result of a recovering economy. Franchise sellers signed up new prospects aggressively, using product segmentation to justify the saturation of a market with a common brand.

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Financing was readily available from the savings and loan industry. Following deregulation, these banks were permitted to lend on commercial real estate, such as hotels. Although savings and loans had experience in making loans on single-family homes, few had expertise with commercial properties, and fewer still with hotels. The result was almost identical to the real estate investment trust fiasco the decade before: loan underwriting and administration were inept and sometimes nonexistent, the number of loans made seemed more important than the quality of the real estate and the integrity of the borrower, and short-term funds were often used to finance long-term mortgages. In the early 1990s, the industry suffered the consequences of this lending spree: most major hotel markets became severely overbuilt and many savings and loans went out of business.

Another factor contributing to hotel development in the 1980s was the very favorable treatment provided by income tax regulations. By carefully structuring hotel syndications to take advantage of all available tax benefits, investors could virtually recoup their total cash outlay in the first year and reap additional benefits in the future regardless of the economic success of the underlying asset. Because there was little incentive to justify a transaction's economics (i.e., cash flow and reversionary benefits), a number of syndicators overpaid for hotel properties, took out usurious fees, and overloaded their hotels with debt.

A change in the tax law in the mid-1980s eliminated many of the benefits associated with hotels, but the overbuilding in most markets was either in progress or had already taken place. By the end of the 1980s, the abuses of the savings and loans had become apparent, but it was too late to reverse the overbuilding. Between 1985 and 1990, approximately 556,000 rooms were added to the U.S. hotel supply.

The national economy entered another recession in 1990, and this factor (coupled with overbuilding and the Persian Gulf War in 1991) caused the national hotel occupancy rate to bottom out at 60.9%. In some markets, hotel occupancies were as low as 35%. This supply and demand imbalance was almost identical to the situation in the 1970s that led to numerous hotel failures. As in the REIT days, the number of non-performing loans reached record levels, and lenders moved to a work-out mode of operation in order to foreclose and restructure their hotel investments. Many of the savings and loans were taken over by the government and their hotel assets were sold at auction.

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According to the American Council of Life Insurance, which represents major life insurance companies, the number of delinquent hotel loans and the number of hotel loans in foreclosure peaked in 1991. This trend is undergoing a reversal as the U.S. lodging industry begins to recover. Loan restructuring was an attractive alternative to foreclosure during this period, and the number of loans in good standing with restructured terms almost doubled.

By 1993, new hotel construction had declined significantly. Lenders, trying to get out from under problematic hotel portfolios, curtailed all real estate lending and would not even consider hotels. The tax benefits associated with lodging facilities had been reduced significantly, and passive investors left the hospitality market entirely.

The slowdown in the growth of supply had a beneficial impact on occupancy levels, which started to recover in 1992. Improved occupancies are expected to continue through the late 1990s as increases in lodging demand outpace growth in supply.

Beginning in 1991, many lenders and the Resolution Trust Corporation (RTC) sold their oldest and least desirable hotels at liquidation prices. Because virtually no third-party financing was available, most lenders were forced to take back purchase-money mortgages at favorable terms in order to sell these properties without suffering massive write-downs. The newer and more desirable hotels were not put on the market, because their lenders/owners were waiting for values to recover. This course of action significantly reduced the number of transactions involving good-quality lodging facilities. The following table shows the volume of hotel transactions exceeding $10,000,000 between 1990 and 1995.

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Table 5-1 Summary of Major Hotel Transactions
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Year                          1990        1991        1992        1993        1994        1995
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Number of Transactions         130          54          67          52          92         104
Number of Rooms             40,543      16,427      25,187      19,935      33,503      36,951
Average Price Per Room    $136,000    $ 91,000    $ 85,000    $ 79,000    $ 80,000    $ 83,000

                            Source: HVS International

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In 1991, there were only 54 major hotel sales recorded. This number increased to 67 in 1992 and declined to 52 in 1993, then rose dramatically in 1994 and 1995. During the low-volume years, many sellers remained on the sidelines waiting for values to increase before placing their properties on the market. The jump in 1994 is attributable to a number of factors, including the greater availability of mortgage funds, a return of institutional investors to the market, and a resurgence of investor interest in lodging facilities.

The profile of typical hotel buyers has changed somewhat. During the mid-1980s, when tax-driven syndication's were popular, many hotels were purchased by passive investors who hired management companies to operate their properties. These owners had little involvement in day-to-day management decisions, which occasionally led to poor management and financial losses. Today, most buyers of major hotels are owner-operators who bring with them both the acquisition funds (usually from a joint venture partner) and management expertise. We also note that real estate investment trusts (REITs) and public hotel companies (C-Corps) are actively acquiring hotels using funds from public equity stock offerings.

The supply of new hotel rooms is expected to increase slowly during the next several years. Lenders are beginning to return to the market, and are making some hotel loans based on conservative criteria. Initially, mortgage funds were available mainly to the budget and economy lodging sectors, for the purpose of refinancing existing properties or assisting buyers in acquisitions. Now, a number of lenders are willing to finance new construction for these small, low-end properties. Although financing is also becoming available for the acquisition of large, full-service hotels, very little has been allocated for new construction. At present, active hotel lenders are not necessarily traditional banks and insurance companies, but may include credit companies and Wall Street securities firms.

A number of hotel owners and developers are now constructing budget and economy hotels; a few are planning more upscale, full-service properties. Most lenders are taking a conservative approach to new hotel loans, which should limit new development to those projects that demonstrate true economic feasibility. As a result, severe short-term overbuilding is unlikely.

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Room Rates

The supply and demand relationship has a direct impact on hotel occupancies and an indirect influence on room rate growth. Between 1978 and 1995, hotel room rates increased at an average annual compounded rate of almost 6%. Significant rate growth was recorded during the late 1970s and early 1980s as a result of strong occupancies (70%'s) coupled with a high monetary inflation rate (14%). In recent years, room rate growth slowed as a result of low occupancies and a drop in inflation.

Hotel room rates generally increase faster than the Consumer Price Index (CPI) when occupancies are strong or moving upward. When occupancies are low or declining, room rate growth tends to lag behind the CPI; in some cases, rates may remain flat or actually drop. The following table compares the historical and projected annual increase in hotel room rates in the United States to the change in the national CPI.

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Table 5-2 Percent Change in Average Room Rates Versus CPI - U.S. Hotels
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                                      Consumer Price
              Hotel Room Rate             Index                  Hotel
Year          Percent Change          Percent Change           Occupancy
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1973                4.2%                    6.2%                  70.2%
1974                7.6                    11.0                   64.0
1975                7.3                     9.1                   63.7
1976                8.2                     5.7                   65.8
1977                8.1                     6.5                   67.3
1978               14.0                     7.7                   69.2
1979               17.0                    11.3                   71.9
1980               15.2                    13.5                   70.6
1981               10.0                    10.3                   67.9
1982                6.5                     6.2                   66.7
1983                5.1                     3.2                   64.4
1984                6.9                     4.3                   64.0
1985                4.6                     3.6                   63.1
1986                3.2                     1.9                   62.5
1987                3.6                     3.6                   61.9
1988                3.6                     4.1                   62.3
1989                3.5                     4.8                   63.2
1990                3.0                     5.4                   62.4
1991                0.6                     4.2                   60.9
1992                1.4                     3.0                   62.1
1993                2.8                     3.0                   63.1
1994                5.2                     2.6                   64.7
1995                4.8                     2.8                   65.5
1996*               5.0                     3.0                   66.0
1997*               5.5                     3.5                   67.0
1998*               6.0                     4.0                   68.0
1999*               5.5                     4.0                   68.0

               Sources: Smith Travel Research & HVS International
                                  * Projected

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This table shows two periods when hotel room rate growth failed to keep pace with the CPI. From 1973 to 1975, the hotel industry was suffering from overbuilding related to real estate investment trusts, a recession, and a downturn in travel caused by the oil embargo. The second period of slow room rate growth occurred between 1988 and 1993, when the industry was again affected by overbuilding and a weak economy. The table illustrates

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that during periods of prosperity, room rates are a good hedge against inflation; this was true even when the CPI increased at double-digit levels.

The projections indicate a strong recovery of room rates as the relationship between supply and demand becomes more favorable. Growth is expected to peak in 1998 at 6%, which is significantly higher than the projected gain in the CPI. This may appear high, but a similar trend occurred in 1978, when room rates rose 14.0% and the CPI increased by only 7.7%.

Hotels are unique because their room rates can be adjusted at any time. Unlike office space, where rents are typically negotiated for a five-year period, hotel operators are free to base rates on occupancy trends. Using sophisticated yield management programs, modern lodging facilities can ride the demand curve and maximize room rates whenever the market permits. As a result, hotels generally offer significant upside potential during periods of economic prosperity.

If lodging facilities can increase room rates faster than the CPI and still maintain occupancies, bottom-line profits usually escalate. If they can raise room rates and occupancy at the same time, profits will grow significantly. The opposite occurs when room rates fail to keep pace with inflation. Because market value is basically a multiple of bottom-line profits, changes caused by fluctuations in occupancy and average rate have a direct impact on value.

Rooms Revenue per Available Room (RevPAR)

The ability of a hotel to maximize its occupancy and room rate is measured in terms of rooms revenue per available room (RevPAR), which is the product of occupancy and average rate. Between 1978 and 1995, RevPAR in the U.S. lodging industry increased at an average annual compounded rate of approximately 5%. As in the case of average rate, most of the increase occurred during the late 1970s, when occupancies escalated rapidly. The only decline in RevPAR occurred in 1991.

Trends in Hotel Sales

HVS International constantly monitors hotel markets in order to collect information on sales of lodging facilities. This comprehensive database is known as the Hospitality Market Data Exchange (HMDE). The HMDE includes more than 90% of all hotel sales that took place during this period.

The HMDE data shows that the number of transactions peaked at 726 in 1986. This strong activity is largely attributable to pending changes in the tax laws, which made it less favorable to own hotels. It is also possible that

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forward-thinking investors noted the substantial overbuilding and declining economy and decided to bail out at that time. In 1987 and 1990, the average sales price per room peaked at $75,000. This was more than twice the 1981 average of $36,000.

Following the 1990 peak, hotel prices fell rapidly as occupancies and profits were eroded by the massive number of hotel rooms entering the market. By 1991, the year of the Persian Gulf War, sales prices had fallen to $38,000 per room. Even the highest price per room declined from the record $1,195,652 (for the sale of the Bel Aire Hotel) to $251,816 in 1992. The market hit bottom in 1993 when the average sales price dropped to $36,000 per room. Prices recovered rapidly in 1994 and 1995 as investors became interested in hotels again and more full-service properties were put on the market. In 1995, the average sales price was $61,000 per room.

The figures presented in the HMDE represent actual sales prices; no attempt was made to adjust for factors such as favorable or unfavorable financing, forced or liquidation sales, bankruptcy sales, foreclosures, and so forth. As a result, the average price per room does not necessarily reflect market value, which assumes a willing buyer and a willing seller. Many of the transactions that took place during the early 1990s involved unwilling sellers - usually lenders who were forced to liquidate hotel portfolios quickly at prices that were below market levels. Most hotel experts agree that a recovery is underway, and they recommend that owners hold their properties until more favorable conditions prevail.

Trends in Hotel Values

A more meaningful indicator of trends in hotel value is the Hotel Valuation Index (HVI), developed by HVS International. This index tracks changes in hotel values in 23 major markets and the nation as a whole. It is developed through an income approach, using market area data provided by Smith Travel Research and operational and capitalization rate information from HVS International, and is indexed to the 1986 U.S.A. value (1.0000). The following table sets forth the HVI from 1986 to 1995.

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Table 5-3 Hotel Valuation Index per Room
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                                                                Valuation Index Per Room
                                                                ------------------------
                         1986       1987      1988       1989      1990       1991      1992       1993      1994       1995
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Honolulu                3.3571     4.0357    4.6964     5.2857    5.3214     4.7857    4.9286     4.2857    4.3929     5.6071
New Orleans             1.5357     1.7500    2.2857     2.3929    2.5000     2.6071    3.2857     3.2500    3.8929     4.4286
New York                3.5714     4.1071    4.6429     4.5357    3.9286     3.0357    2.5714     2.5714    3.1429     4.1071
San Francisco           2.5000     3.0893    3.2500     3.0714    2.9286     2.5714    2.5714     2.9643    3.2143     4.0000
Phoenix                 1.2143     1.0714    1.1786     1.5357    1.4286     1.2500    1.5000     1.9643    2.3571     3.2143
San Diego               2.8571     2.3571    2.5714     2.6786    2.3929     2.5357    2.5357     2.2143    2.3571     3.0357
Miami                   1.4286     1.6071    1.7321     2.1429    2.1786     2.2500    2.5714     2.7857    2.3214     2.9286
Washington, DC          2.1786     2.1786    2.4464     2.6071    2.2500     1.8571    2.0357     2.5000    2.3929     2.8929
Atlanta                 1.0714     1.0179    1.0536     1.0357    1.1429     1.1250    1.2857     1.7857    2.1429     2.6786
Minneapolis             0.7321     0.6964    0.7143     0.7143    0.7857     1.0000    1.2857     1.5714    1.8214     2.1786
Chicago                 1.4643     1.5000    1.5714     1.5000    1.4286     1.2143    1.2500     1.5000    1.8571     2.1786
Boston                  2.3571     2.7143    2.6071     2.1429    1.8214     1.2500    1.3036     1.3214    1.6071     2.1071
Fort Lauderdale         1.4643     1.2679    1.3214     1.4286    1.4821     1.3571    1.7143     1.8929    1.6071     1.9286
Orlando                 1.5000     1.6429    1.9286     2.5000    2.5357     1.8929    2.0714     1.7857    1.6071     1.8929
Denver                  0.5357     0.4464    0.4643     0.4821    0.7857     0.9268    1.0357     1.3214    1.5000     1.8571
Dallas                  0.5536     0.6250    0.6607     0.7321    0.7857     0.7143    0.9643     1.0357    1.3214     1.7143
USA                     1.0000     0.9464    1.0536     1.1250    1.0714     0.9214    0.9929     1.1429    1.3214     1.6071
Los Angeles             2.1071     2.2857    2.3929     2.4643    2.1786     1.5714    1.0714     0.9643    1.1964     1.5000
Tampa                   0.8393     0.7679    0.8571     1.1429    1.2857     1.0357    1.0714     1.0357    1.1071     1.3214
Anaheim                 1.7679     1.7321    1.7500     1.8571    1.6071     1.2857    0.9642     0.9464    0.8393     1.2500
Houston                 0.3571     0.4286    0.6964     0.7857    1.1071     1.1607    1.1429     1.0357    1.0000     1.1786
Philadelphia            1.4643     1.5357    1.4286     1.3214    1.0714     0.6786    0.5714     0.6071    0.7500     1.0714
Norfolk                 1.1786     1.0536    0.9286     0.7857    0.6429     0.5357    0.6071     0.6429    0.7500     0.9643
Riverside               0.9643     1.2143    1.5714     1.7143    1.4643     1.2500    0.7857     0.5357    0.4286     0.5357

                            Source: HVS International

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The HVI can be used to show the value change in a particular market over time or to show the relative difference in hotel values in various cities. The following table shows the annual change in hotel values in 23 major markets and the United States as a whole.

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Table 5-4 Percent Change in the Hotel Valuation Index
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                                                                 Annual Percent Change
                                                                 ---------------------
                       '86-'87    '87-'88    '88-'89    '89-'90     '90-'91    '91-'92   '92-'93      '93-'94    '94-'95    '86-'95
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Honolulu                  20 %       16 %       13 %        1 %       -10 %        3 %      -13 %         3 %       28 %       67 %
New Orleans               14         31          5          4           4         26         -1          20         14        188
New York                  15         13         -2        -13         -23        -15          0          22         31         15
San Francisco             24          5         -5         -5         -12          0         15           8         24         60
Phoenix                  -12         10         30         -7         -13         20         31          20         36        165
San Diego                -18          9          4        -11           6          0        -13           6         29          6
Miami                     12          8         24          2           3         14          8         -17         26        105
Washington, DC             0         12          7        -14         -17         10         23          -4         21         33
Atlanta                   -5          4         -2         10          -2         14         39          20         25        150
Minneapolis               -5          3          0         10          27         29         22          16         20        198
Chicago                    2          5         -5         -5         -15          3         20          24         17         49
Boston                    15         -4        -18        -15         -31          4          1          22         31        -11
Fort Lauderdale          -13          4          8          4          -8         26         10         -15         20         32
Orlando                   10         17         30          1         -25          9        -14         -10         18         26
Denver                   -17          4          4         63          18         12         28          14         24        247
Dallas                    13          6         11          7          -9         35          7          28         30        210
USA                       -5         11          7         -5         -14          8         15          16         22         61
Los Angeles                8          5          3        -12         -28        -32        -10          24         25        -29
Tampa                     -9         12         33         12         -19          3         -3           7         19         57
Anaheim                   -2          1          6        -13         -20        -25         -2         -11         49        -29
Houston                   20         62         13         41           5         -2         -9          -3         18        230
Philadelphia               5         -7         -8        -19         -37        -16          6          24         43        -27
Norfolk                  -11        -12        -15        -18         -17         13          6          17         29        -18
Riverside                 26         29          9        -15         -15        -37        -32         -20         25        -44

                            Source: HVS International

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On a national basis, hotel values rose in 1988 and 1989, then declined in 1990 and dropped by 14% in 1991. A turnaround commenced in 1992, when values increased by 8%; still greater increases of 15% in 1993, 16% in 1994, and 22% in 1995 signaled that a recovery was well underway. In the case of the individual cities, it is obvious that the movement in national hotel values has been offset somewhat by trends in local markets. Between 1986 and 1995, Riverside hotels lost more than 40% of their value, while San Francisco showed a 60% increase. Anaheim, Los Angeles, and Philadelphia also suffered significant drops.

Future Trends

Most hotel owners, operators and lenders agree that the U.S. lodging industry has emerged from one of the worst periods since the Depression of 1929. Today, there are many indications that signal a strong recovery is underway, and most hotels have experienced a dramatic rise in profitability. Conversely, the hotel industry remains cyclical, and there are long-term trends and risk factors that could have an unfavorable impact on the

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operating results and investment potential of lodging facilities. The following list summarizes the positive and negative factors that are likely to influence the U.S. lodging industry in coming years.

o No significant amount of new hotel development is likely to occur during the next three to five years. Lenders stopped financing new hotels in the early 1990s because of the high rate of loan defaults, and they are only now starting to make construction loans. Although mortgage funds are available to refinance existing properties and construction loans are being made for economy hotels, mortgages for new hotels in the mid-rate, first-class, and luxury categories are still difficult to secure. This lack of financing is major barrier to entry, and will prevent a number of proposed projects from moving forward. With only a slow increase in supply, hotel occupancies should rebound as fast as the growth in demand permits.

o An additional barrier to entry is the current discrepancy between market values and replacement costs for first-class and luxury hotels. In today's market, many upscale hotels are still selling for prices that are below what it would cost to develop a comparable hotel. As a result, there is little justification for building a new hotel when a similar, existing facility is available for sale at some fraction of the cost. Until the gap between market value and replacement cost narrows, there will be minimal new hotel construction in the upper-tier segments. The market values and replacement costs of budget and economy hotels have been in equilibrium for several years which is another reason why new development is proceeding in these segments.

o The U.S. economy continues to improve, which suggests that more people are traveling. Many people curtailed their travel plans during the recent recession, and there is likely to be pent-up demand that will be released as consumer confidence escalates.

o Minimal additions to the hotel supply coupled with growth in demand should result in further improvement in occupancies during the next several years.

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o As shown by the historical data, hotel room rates rise rapidly as occupancies escalate. The most frequent complaint that owners and operators had during the recent recession was their inability to achieve average rate gains. Starting in 1994, gains in hotel room rates returned to levels in excess of inflation, foreshadowing enhanced profitability. In real dollars, hotel room rates are expected to return to 1988 levels by 1998. This is a good indication that hotel values will return to record levels in the next two to four years.

o The low cost of capital is another factor that tends to enhance value. Because capitalization rates are tied directly to the price of capital, the lower the cost, the lower the cap rate and the higher the value. The cost of hotel debt capital averaged 10.5% in 1990. Today, similar financing is available at 8.5% to 9.5%. Recent hotel sales support the downward trend in capitalization rates.

o Government regulations are becoming increasingly expensive for the U.S. hotel industry. A national health care policy could force small operators to provide better benefits for many more employees, particularly the part-time workers who are used extensively by hotels and restaurants. Environmental laws are becoming stricter and will require hotels to implement recycling, reuse, and conservation procedures. Congress has limited deductions for meals and entertainment expenses, which increases the cost of doing business in hotels and restaurants. Local municipalities use hotel rooms taxes as a source of revenue for general use, and the hotel rooms tax is so high in some areas that it has driven away demand. This is particularly true with respect to meetings and conventions, which can be held in cities that tax accommodations at a lower rate.

o Improved technology is rapidly changing the way business is conducted. During the next decade, advances such as video communication, enhanced data transfer, and faster transportation are expected to limit the need for face-to-face meetings and shorten the time that executives are away from their offices. Commercial hotels are bound to be influenced by this trend.

Conclusion

Interest in hotel acquisition has increased significantly during the past several years. Buyers have concluded that future earnings trends are likely to be favorable, and the risks posed by overbuilding or an economic downturn are small. Some sellers are holding their properties until prices reach a higher level. Consequently, we believe there is pent-up desire to sell, once

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prices begin to approach levels that allow the existing (or restructured) debt to be paid off.

The fact that numerous buyers are chasing very few acquisition opportunities has had a favorable impact on recent sales prices. For buyers to be successful in this highly competitive market, their projected operating results must take into account at least a portion of any upside created from improved performance, particularly if the improvement can be readily achieved through management efficiencies. Capitalization rates based on historical operating income have fallen during the past several years. Hotel buyers in today's market must be aggressive in all of their acquisition assumptions. As a result, hotel values in some parts of the country are approaching the levels registered during the mid-1980s, and a full recovery is expected to occur in the next two to four years.

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6.    Lodging Market Supply and Demand Analysis

MARKET FOR TRANSIENT ACCOMMODATIONS

The market for transient accommodations is an all-encompassing term referring to the many types of travelers who use lodging facilities in a given area. These travelers represent the market's accommodated room night demand. This section will begin with an analysis of historical demand trends to determine what changes have occurred; the historical number of competitive hotel rooms will then be estimated to evaluate local supply trends. Areawide occupancy levels can be calculated based on the number of hotel rooms available in the market and the demand for lodging accommodations. The total hotel room night demand will be divided into individual market segments to allow us to forecast growth rates based on the economic and demographic data set forth earlier in this report.

Historical Supply and Demand Data

Historical supply and demand data compiled by Smith Travel Research (STR) would typically be utilized to determine lodging trends for the Middletown hotel market. However, of the four competitive properties in the subject market, only two contribute to Smith Travel Research. Therefore, in order to provide an overview of the local hotel market, the data compiled by STR includes not only the Middletown market area, but the Orange County hotel market as well. The Orange County data considers the trends of hotels located in its three main cities - Middletown, Newburgh, and Port Jervis - as well as the neighboring townships.

Because the STR data scrutinizes a less concentrated group of hotels, the results presented are not necessarily representative of the local
Middletown/Wallkill hotel market, but rather, are reflective of the general trends in the region over the past seven years.

The Smith Travel Research information is presented in the following table, along with the marketwide occupancy, average rate, and rooms revenue per available room (RevPAR). RevPAR is calculated by multiplying occupancy by average rate, and provides an indication of how well rooms revenue is being maximized.

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Table 6-1 Historical Room Supply and Demand Trends (STR)
--------------------------------------------------------------------------------

                               1989        1991        1991        1992        1993        1994        1995
-------------------------------------------------------------------------------------------------------------
Number of Rooms                 836         868         964         964         964         964         964
Annual Guestroom Supply     305,140     316,916     351,860     351,860     351,860     351,860     351,860
Percent Change                 --           3.9%       11.0%        0.0%        0.0%        0.0%        0.0%

Room Night Demand           206,580     218,038     226,950     236,802     223,431     224,839     232,931
Percent Change                 --           5.5%        4.1%        4.3%       (5.6)%       0.6%        3.6%

Occupancy                      67.7%       68.8%       64.5%       67.3%       63.5%       63.9%       66.2%
Percent Change                 --           1.6%       (6.3)%       4.3%       (5.6)%       0.6%        3.6%

Average Rate                 $59.10      $57.28      $54.46      $54.32      $54.53      $55.77      $57.14
Percent Change                 --          (3.1)%      (4.9)%      (0.3)%       0.4%        2.3%        2.5%

RevPAR                       $40.01      $39.41      $35.13      $36.56      $34.63      $35.64      $37.83
Percent Change                 --          (1.5)%     (10.9)%       4.1%       (5.3)%       2.9%        6.1%


                              Year-to-Date
                          -------------------    Average Annual
                                               Compounded Growth
                             1995       1996      1989 - 1995
----------------------------------------------------------------

Number of Rooms               964        964
Annual Guestroom Supply   234,252    234,252
Percent Change               --          0.0%         2.4%

Room Night Demand         153,904    167,490
Percent Change               --          8.8%         2.0%

Occupancy                    65.7%      71.5%
Percent Change               --          8.8%        -0.4%

Average Rate               $56.94     $57.76
Percent Change               --          1.4%        -0.6%

RevPAR                     $37.41     $41.30
Percent Change               --         10.4%        -0.9%

                The 128-unit Comfort Inn Newburgh opened in 1990.

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It is important to note some limitations of the STR data. Hotels are occasionally added to or removed from the sample, and not every property reports data in a consistent and timely manner; these factors can influence the overall quality of the information by skewing the results. These inconsistencies may also cause the STR data to differ from the results of our competitive survey. Nonetheless, we find that hotel buyers often rely on STR statistics, and thus, they are considered relevant to this study.

As shown in the previous STR table, room night demand has increased at an average annual compounded rate of 2.0% over the period of 1989 to 1995. Concurrently, the areawide supply of guestrooms increased by 2.4%; the imbalance between supply and demand resulted in a 0.4% decrease in occupancy over the six-year period. The average annual compounded rate of 2.0% reflects the increase in demand from 1989 to 1995. However, during 1995 and 1996, local highway expansion resulted in an influx of construction contractors needed for this construction project, which benefited the subject property's local hotel market - particularly, the Super 8 Motel on State Route 211. A majority of the impact of this project was realized in 1996, and explains the large 1996 year-to-date 8.8% increase in room night demand. However, demand from construction workers also influenced 1995, when demand increased by 3.6% over the previous year. Excluding this data from the range, the average annual compounded rate from 1989 to 1994 is only 1.7%.

On a calendar-year basis, guestroom supply increased from 836 rooms in 1989 to 868 rooms in 1990, and again to 964 rooms in 1991, as a result of the opening of the 128-unit Comfort Inn Newburgh in October of 1989, which equates to a 15% increase in supply. Concurrently, demand increased by only 9.8%, with the result that occupancy fell by 6.3% in 1991, to 64.5%. The moderate increase in demand which accompanied the opening of the new rooms suggests that the area was then experiencing a limited amount of unaccommodated demand; this interpretation is consistent with the level of occupancy which characterized the market in 1989 and 1990. However, the underlying strength of the market is reflected by the fact that, in 1991, the area did experience growth. In most markets throughout the U.S., 1991 was a year of decreasing demand, due to the combined effects of the deepening national recession and the Gulf War.

The data illustrates a 3.1% decrease in average rate in 1990 and a further 4.9% decrease in average daily rate in 1991. These decreases reflect the lower rates offered at the new Comfort Inn, as well as a general increase in

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rate sensitivity throughout the market. This latter trend, which is directly attributable to the national recession, continued into 1992, when areawide average rates fell by a further 0.3%.

Demand recovered in 1992, rising by 4.3%. However, in 1993, demand fell by 5.6%, as the local economy suffered when three major employers in the area - Audas Automotive, Johnson Controls, and the Orange County Shopping Plaza - closed. In addition, the previous owner of the subject property declared bankruptcy, and the Howard Johnson - Middletown was foreclosed by the bank. Occupancy at the hotel, which comprises 12.1% of the areawide supply, reportedly fell dramatically. As a result of these events, in 1993, the occupancy dropped by 5.6%, and a similar decline of 5.3% was realized in RevPAR.

In 1994, demand grew by 0.6%, and both occupancy and average rate began to recover from the events of the early 1990s. Further increases were achieved in 1995, although, as previously mentioned, some of the 3.6% increase in demand realized in 1995 is attributable to construction crew activity; the same is true of the 8.8% increase reported for the year-to-date 1996. A positive trend indicated by the more recent data is the increase in average rates which has occurred in 1995 and year-to-date 1996. The construction demand is characterized by extremely low rates, well below the areawide average of $57.00. Thus, the fact that the average rate has climbed during these two years suggests that local hotels are achieving rate growth in all other segments of the market.

Demand Analysis Using Market Segmentation

For the purpose of demand analysis, the overall market is divided into individual segments based on the nature of travel. Although a market may have various segments, the three primary classifications occurring in most areas are commercial, meeting and group, and leisure.

Market segmentation is a useful procedure because individual classifications often exhibit unique characteristics in terms of growth potential, seasonality of demand, average length of stay, double occupancy, facility requirements, price sensitivity, and so forth. By quantifying the room night demand by market segment and analyzing the characteristics of each segment, the overall demand for transient accommodations can be projected. Lodging demand in the Middletown, New York area is generated primarily by the following three market segments.

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                  Segment 1               Commercial
                  Segment 2               Meeting and Group
                  Segment 3               Leisure

Based on our fieldwork, area analysis, and knowledge of the local lodging market, we estimate the 1996 distribution of accommodated hotel room night demand as follows.

================================================================================
Table 6-2  1996 Accommodated Room Night Demand
--------------------------------------------------------------------------------

                                1996 Annual Room Night Demand (Rounded)
                         -------------------------------------------------------
                                      Percentage                      Percentage
Market Segment           Marketwide    of Total    Subject Property    of Total
--------------------------------------------------------------------------------
Commercial                  57,000        63%          16,000             59%
Meeting and Group            8,000         9            3,000             11
Leisure                     25,000        28            8,000             30
                            ------       ---           ------            ---
  Totals                    90,000       100%          27,000            100%

--------------------------------------------------------------------------------

According to the previous table, commercial demand currently predominates in the local market area, accounting for approximately 63% of the room night demand, compared to the 59% level registered for this segment at the subject property. Leisure demand follows, with a 28% share of the room night demand, compared to the subject property's 30% share. Meeting and group generates a 9% share of the market, which is similar to the Howard Johnson's 11% total in this segment.

Using the distribution of accommodated hotel demand as a starting point, we will analyze the characteristics of each market segment in an effort to determine future trends in room night demand.

Commercial Segment

The commercial segment consists of individual business people who are visiting various firms in the subject property's market. Commercial demand in the subject property's market is generated primarily by individual business people visiting local firms, manufacturing plants, and retail companies such as Nationwide Insurance, Reynold's Metals Company, Vac Service Corporation, and the retail stores at the Galleria Mall and other local retail centers. A significant portion of commercial demand is generated by

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construction contractors, due to the volume of road construction currently occurring on Middletown's local highways. Other customers include business travelers passing through the area en route to another destination who stop at local highway-oriented lodging facilities because they provide a convenient resting point. In addition, a smaller portion of commercial demand is comprised of federal and state employees; this government portion is divided between Orange County government offices and the Federal and State Prisons, located in Otisville.

We estimate that commercial demand equates to approximately 59% of the subject property's total occupancy. Because the market lacks a selection of full-service lodging facilities that appeal to corporate guests, the subject property should remain competitive in this segment.

Commercial demand is strongest Monday through Thursday nights, declines significantly on Friday and Saturday, and increases somewhat on Sunday. The typical length of stay ranges from one to three days, and the rate of double occupancy is a low 1.2 to 1.3 people per room. Commercial demand is relatively constant throughout the year, although some declines are noticeable in late December and during other holiday periods.

In general, commercial travelers are not overly rate-sensitive, and will make use of a hotel's food and beverage outlets and recreational facilities. The commercial segment represents a highly desirable and lucrative market that provides a consistent level of demand at relatively high room rates.

According to the Chamber of Commerce, in the subject property's market area, a total of 24.5 million square feet of office, manufacturing, and distribution space has been zoned and approved; of this, only 11 million square feet have yet been developed. Growth in total employment has been increasing in the past two years. Currently, the area's unemployment rate is 4.0% - an improvement over last year's 4.5% level. Over 11,000 people are employed in local commercial industries, creating an annual payroll of over $350,000,000. According to sources at the Orange County Partnership, numerous large businesses have recently relocated to the area, and additional businesses are either relocating to Orange County or expanding in the near future. It is estimated that these relocations and expansions will generate approximately 300 new jobs. Several of these companies include Amscan, Remee Products, Metroplex, and Fleurcham. Over the long term, these trends should support a moderate increase in commercial demand.

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Smith Travel Research estimates that total hotel demand in the Orange County market rose by 3.6% in 1995 and by 8.8% in 1996. As previously mentioned, much of this growth is attributed to the influx of demand from construction crews. Because this project is expected to be completed by the end of 1996, we forecast that commercial demand will decrease by 3% in 1997, due to the eventual loss of construction contractors who have completed their work. Thereafter, we project that commercial demand will grow by 3% in 1998 and 1999, and that it will stabilize at 2% thereafter.

Meeting and Group Segment

The meeting and group market includes meetings, seminars, conventions, trade association shows, and similar gatherings of ten or more people. Peak convention demand typically occurs in the spring and fall. Because of vacations, the summer months represent the slowest period for this market segment; winter demand varies. The average length of stay for typical meetings and groups ranges from three to five days. Most commercial groups meet during the weekday period of Monday through Thursday, but associations and social groups will sometimes gather on weekends. Commercial groups tend to have a low double occupancy of 1.3 to 1.5 people per room, while social groups are likely to have double occupancy rates ranging from 1.5 to 1.9.

A majority of the meeting and group demand in the subject property's area is generated by local businesses in the form of exhibits, meetings, seminars, and training sessions. Additional meeting and group demand is generated by non-commercial organizations such as professional societies, state associations, social and theatrical groups, tour groups, sports teams and weddings. Examples of groups visiting the Howard Johnson include theatrical and musical groups that perform at the local Paramount and Lician theaters, as well as a yearly fireman's convention.

Meeting and group patronage is quite profitable for hotels. Although room rates are discounted for large groups, the property benefits from the use of meeting space and the revenues generated by in-house banquets and cocktail receptions. Facilities that are necessary to attract meetings and groups include function areas with adequate space for breakout, meals, and receptions; recreational amenities; and a sufficient number of guestrooms to house the attendees.

Future meeting and group demand is closely related to growth in the commercial segment. Because most meetings have either a direct or an indirect business purpose, the economic considerations that have an impact on

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commercial travel also affect meeting and group demand. The exception is non-commercial meetings, which are tied to the economic factors that influence leisure travel. It should be noted that meetings and similar events are booked in advance, and thus, growth in this segment tends to lag slightly behind increases in commercial demand.

In light of the above information and the relevant economic and demographic trends, we estimate that meeting and group demand in the subject property's market area will increase by 2% in 1997 through 1999, and that it will stabilize at 1% in 2000 and throughout the remaining projection period.

Leisure Segment

The leisure market segment consists of individuals and families who are spending time in the area or passing through en route to other destinations. Their travel purposes may include sightseeing, recreation, visiting friends and relatives, or numerous other non-business activities. Leisure demand is strongest Friday and Saturday nights and all week during holiday periods and the summer months. These peak periods are negatively correlated with commercial visitation, underscoring the stabilizing effect of capturing weekend and summer tourist travel. The typical length of stay ranges from one to four days, depending on the destination and travel purpose, and the rate of double occupancy generally ranges from 1.8 to 2.5 people per room.

Leisure travelers tend to be the most price-sensitive segment in the lodging market. They often prefer low-rise accommodations where parking is convenient to the rooms, and they typically demand extensive recreational facilities and amenities. Ease of highway access and proximity to tourist attractions are important locational considerations. Leisure demand in the subject property's market is generated by the attractions associated with the Hudson Valley region, including West Point Military Academy, several wineries, fall foliage tours, summer camps, and several Orange County festivals and fairs. Local attractions include Orange County Fairgrounds and Motor Speedway. Most of the leisure travelers who visit the subject property's area arrive during the summer and fall months because of the weather and scenery. During these periods, area hotels frequently reach maximum capacity.

Future leisure demand is related to the overall economic health of the nation. Trends showing changes in state and regional unemployment and disposable personal income often have a strong impact on non-commercial visitation. Traffic counts on nearby highways and attendance at local attractions can also form a basis for projections.

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Two indicators of leisure demand, which include traffic counts and airport statistics, have produced growth rates ranging between 1.9% and 4.5% in the past eight years. Based on this data, we estimate that leisure demand in the Middletown market area will increase at an average annual compounded rate of 1% over the projection period.

Conclusion

The purpose of segmenting the lodging market is to define each major type of demand, identify customer characteristics, and estimate future growth trends. Starting with an analysis of the local area, three segments were defined as representing the subject property's lodging market. Various types of economic and demographic data were then evaluated to determine their propensity to reflect changes in hotel demand. Based on this procedure, we forecast the following average annual compounded market segment growth rates.

================================================================================
Table 6-3 Average Annual Compounded Market Segment Growth Rates
--------------------------------------------------------------------------------

                                            Annual Compounded Growth Rate
                                      -----------------------------------------
                                      1997    1998   1999   2000   2001   2002
-------------------------------------------------------------------------------
Commercial                            -3.0%    3.0%   3.0%   2.0%   2.0%   2.0%
Meeting and Group                      2.0     2.0    2.0    1.0    1.0    1.0
Leisure                                1.0     1.0    1.0    1.0    1.0    1.0

   Annual Average Growth               1.9%   13.1%   2.1%   1.5%   1.5%   1.5%

--------------------------------------------------------------------------------

These growth rates will be used in subsequent sections of this study to forecast changes in lodging demand.

COMPETITION

An integral component of the supply and demand relationship that has a direct impact on the availability of lodging demand is the current and anticipated supply of competitive lodging facilities. The Orange County area is served by numerous hotels and motels, a majority of which are located in the principal Cities of Middletown, Newburgh, and Port Jervis. The balance of the county's rooms inventory is situated in the neighboring townships, generally along the highways which traverse Orange County. The subject property is situated in the Middletown market. We have identified three properties that are considered primarily competitive with the Howard Johnson - Middletown. Including those of the subject property, these primary competitors contain a total of 355 rooms.

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Primary Competitors

The following table summarizes the important operating characteristics of the primary competitors. This information was compiled from personal interviews, inspections, lodging directories, and our in-house library of operating data. The table also sets forth each property's penetration factors; penetration is the ratio between a specific hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, the property is performing better than the market as a whole; conversely, if the penetration is less than 100%, the hotel is performing at a level below the marketwide average.

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Table 6-4 Primary Competitors
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                                                                            Estimated 1996
                                                                          Market Segmentation            Estimated 1995
                                                  Meeting     Meeting   -----------------------    --------------------------
                                Year    Number     Space    Space/Room         Meeting                        Average
Property/Location              Opened  of Rooms  (Sq. Ft.)   (Sq. Ft.)  Comm.  & Group  Leisure    Occupancy   Rate    RevPAR
------------------------------------------------------------------------------------------------------------------------------
Subject Property
  551 Route 211 East            1978      117      1,731        15       60%     10%      30%        60.9%     $49.86   $30.36
Holiday Inn
   122 Crystal Run Road         1973      102      2,450        24       60      20       20         68.0       76.00    51.68
Super 8
   563 Route 211 East           1981       82          0         0       70       0       30         75.0       39.00    29.25
Days Inn
   P.O.Box 279, Route 17 M      1988       54          0         0       65       0       35         68.0       55.00    37.40
------------------------------------------------------------------------------------------------------------------------------
Totals and Averages                       355      1,045        10       63%      9%      28%        67.3%     $55.45   $37.30


                                                     Estimated 1996
                               --------------------------------------------------------
                                          Average             Occupancy        Yield
Property/Location              Occupancy   Rate    RevPAR    Penetration    Penetration
---------------------------------------------------------------------------------------
Subject Property
  551 Route 211 East             62.0%    $54.00   $33.48        89.5%          86.1%
Holiday Inn
   122 Crystal Run Road          68.0      76.00    51.68        98.2          132.9
Super 8
   563 Route 211 East            82.0      37.00    30.34       118.4           78.0
Days Inn
   P.O.Box 279, Route 17 M       68.0      58.00    39.44        98.2          101.4
---------------------------------------------------------------------------------------
Totals and Averages              69.3%    $56.15   $38.89       100.0%         100.0%

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                               [GRAPHIC OMITTED]

                                COMPETITION MAP

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Our survey of the primarily competitive hotels in the Middletown market shows a representation of nationally recognized franchised lodging chains, situated along the state highways, accounting for 355 rooms in the area. These properties range in size from 54 rooms at the Days Inn to 117 rooms at the Howard Johnson - Middletown. Their average age is roughly 16 years. The market demand has a predominantly commercial orientation; in 1996, this segment contributed 63% of the overall occupancy. The leisure segment comprised 28% of the total, followed by the meeting and group segment (at 9%).

In 1996, the primary competitors are expected to achieve an annual overall occupancy of 69.3% at an average rate of $56.15, yielding RevPAR of $38.89. The Super 8 achieved the highest occupancy of the primary competitors, at 82%, while the Holiday Inn is estimated to have received the highest average rate and RevPAR, at $76.00 and $51.68, respectively. It should be noted that the Super 8's high occupancy and low rates are largely attributable to the fact that it captured a majority of the local construction clientele.

The subject property has been underperforming the market in terms of occupancy in the past two years. According to Table 6-4, the Howard Johnson's estimated occupancies in 1995 and 1996 of 60.9% and 62.0%, respectively, are lower than those of its primary competitors. As result, the subject property's market occupancy penetration is only 89.5%. A large factor causing this below-average performance is most likely because of the recent change in management in 1994 and the frequent changes in general managers thereafter, the lack of an cohesive on-property marketing effort, and the inconvenience caused by the renovations which occurred in 1995 and 1996. However, it should be noted that the completion of the recent renovations have allowed the Howard Johnson to increase its rates from $49.86 in 1995 to $54.00 in 1996.

Each primary competitor was inspected and evaluated. Descriptions of our findings are presented below.

Holiday Inn

The Holiday Inn is a two-story, interior-corridor, full-service hotel that is located at Exit 122, off State Route 17, on Crystal Run Road. The Holiday Inn's somewhat remote and secluded location inhibits highway-oriented patronage; however, all of the competitors suffer from poor visibility, and therefore, this factor is not considered to be a substantial competitive disadvantage for this property. Facilities include 102 guestrooms, a restaurant, a lounge, and both an indoor and an outdoor pool.

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The Holiday Inn has been completing major renovations to the interior of its property since the summer of 1995. These renovations have included new soft goods in the guestrooms, new carpeting and paint in the guestroom corridors, new carpeting and furniture fabric in the restaurant, and a completely renovated lobby area, as well as new carpeting in the meeting rooms. The property is in very good condition, and is owned and operated by Broadway Middletown Hotel Corporation.

The Holiday Inn derives approximately 60% of its 1996 room night demand from commercial travelers, while the leisure and the meeting and group segments each contribute 20% of its accommodated demand. In 1996, the Holiday Inn is expected to achieve a 68% occupancy, and the market-leading average rate of $76.00.

Super 8

The Super 8 is an 82-room, two-story, interior-corridor, economy lodging facility located on Route 211, approximately one-eighth of a mile northeast of the subject property. Recently, the hotel renovated half of its guestrooms with new carpeting and wall vinyl. The remaining 41 rooms are scheduled for completion by 1997. The Super 8 was constructed in 1981, and is in good condition. Currently, it is owned and operated by Banta Motel Company, Inc.

In 1996, the Super 8 achieved an occupancy of 82%, the highest in the market, with an average rate of $37.00, yielding a RevPAR of $30.34. We estimate that in 1996, the Super 8 derived approximately 70% of its occupancy from commercial travelers, and that leisure demanded contributed 30% of the total. Meeting and group demand is not represented at this property, which contains no meeting space.

Days Inn

The Days Inn is the smallest of the competitors in the market, with only 54 rooms. This one-story, exterior-corridor property suffers from poor visibility from Interstate 84. It is located approximately six miles southwest of the subject property, on Route 17M, and approximately one-half mile southwest of the Interstate 84/Route 17M interchange. Most recently, the Days Inn completely gutted and renovated its four basement-level guestrooms, adding new windows, carpeting and soft goods. The remaining of the Days Inn's guestrooms have not been recently renovated, and are in fair condition, compared to the subject property's guestroom units. In addition, new floor tile was added to the lobby/ reception area of this property.

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In 1996, the Days Inn derived approximately 65% of its occupancy from commercial travelers, while the leisure segment accounted for 35% of the total demand. Like the Super 8, this property draws no meeting and group demand, as it has no meeting space. The Days Inn achieved an occupancy of 68% and an average rate of $58.00, yielding a RevPAR of $39.44.

Proposed Competitors

It is important to consider any new hotels that may have an impact on the subject property's operating performance. Based on our fieldwork in the market and our discussions with local hotel operators, developers, and government officials, we have identified two properties that are proposed or under development in the Middletown and Goshen areas.

The first hotel project anticipated to impact the subject property's market is the 98-room Best Western Goshen located approximately six miles southeast of the subject property, on Hatsfield Lane, in the Westgate Business Park. This three-story property will have approximately 950 square feet of meeting space, an indoor pool, and a small coffee shop offering a continental breakfast to guests. Presently, it is understood that the property will not offer banquet service, and is scheduled to open on March 1, 1997. This hotel is expected to be secondarily competitive with the subject property. Based on our review of the location and proposed facilities, we anticipate that the Best Western will be 25% competitive with the Howard Johnson - Middletown._

The second of the two proposed hotels is located within the subject property's immediate competitive market - a 100-unit Hampton Inn, which is proposed for development on a site on Crystal Run Road, near the Ballard Road intersection and the Holiday Inn. This project is being developed by Hugh McFarland. According to sources with Promus, this project was approved for development as a Hampton Inn in July of 1995, and is scheduled to begin construction in April of 1997, with an opening scheduled for January of 1998. Officials with the Town of Wallkill report that the project has received the required zoning and planning approvals.

The Hampton Inn is expected to be directly competitive with the subject property because of the proximate location and anticipated rate position of the new facility. Moreover, the Hampton Inn brand is extremely strong, and generally impacts older hotels that hold less effective brand affiliations, such as the subject property. As a result, the opening of the Hampton Inn is expected to have a direct impact on the future occupancy of the Howard Johnson - Middletown. However, this impact will be somewhat mitigated

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by the fact that the Hampton Inn brand is expected to induce some additional demand into the market area through the central reservation system.

In order to recognize the probable impact of the development of the Hampton Inn on the subject property, this hotel has been included in our room night analysis.

Currently, the City of Middletown is defined by a hotel market that consists of mostly economy-class lodging located on the outskirts of the city, in the Town of Wallkill. Because of these underlying factors, as well as the area's motivation to increase local tourism and the economy, regional land owners and economic development coordinators are currently striving to attract both a downtown Middletown hotel to promote the retail and business locations within the city limits and a new moderate or first class hotel located on the Galleria Mall property. Although we have not explicitly considered the future existence of such hotels into our analysis, it is possible that properties of these types may be erected in the distant future.

Conclusion

The competitive environment encompassing the subject property is limited in scope, with solely full-service and economy lodging facilities comprising the market. The competitive set contains a total of 355 rooms, and is expected to achieve an overall 1996 occupancy of 69.3%, and an average rate of $56.15. All of the competitive properties derive at least 60% of their demand from the commercial market segment. Leisure demand is strong in the summer and fall, and is accommodated at all of the properties in the subject property's competitive set, while meeting and group demand is limited to the subject property and the Holiday Inn.

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7.    Projection of Occupancy and Average Rate


Historical Operating Performance

The following table sets forth the subject property's historical occupancy, average rate, and RevPAR. For the purpose of comparison, we have also presented corresponding data (as provided by Smith Travel Research) for the competitive hotels described in the previous section. In addition to the annual percent change calculations, we have determined the subject property's occupancy, average rate, and RevPAR penetration factors.

As detailed earlier in the report, the subject property was purchased in 1994. Because of the recent change in ownership and management, many of the historical records are not available to the current owner and operator. Because of the lack of historical data, we were provided with only the operating history for the last nine months of 1994; therefore, we have insufficient data to comment on the historical operating performance of the subject property prior to the indicated period. Based on the information provided and our discussions with on-site management, 1994 occupancy was estimated to be 58.6%, at an average rate of $49.09. Please note that these figures are different from those presented later in the hotel's 1994 operating history, due to the fact that occupancy and average rate were estimated for the 1994 months of January through April.

As previously discussed, the subject property underwent a renovation once the property was purchased. As a result, management has been able to slightly increase average rate, and therefore, it is reasonable to assume that average rate was higher in 1994 than in previous years. In terms of areawide performance in occupancy and average rate, data and discussions were outlined in the previous section.

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Table 7-1   Historical Trends
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                                                  Year-to-Date Through September
                                                  ------------------------------
                               1994         1995       1995            1996
--------------------------------------------------------------------------------
Subject Property

Occupancy                      58.6%        60.9%      59.9%           62.0%
Percent Change                 --            4.0%      --               3.5%
Occupancy Penetration          91.7%        92.0%      91.2%           86.7%

Average Rate                 $49.09       $49.86     $49.30          $53.69
Percent Change                 --            1.6%      --               8.9%
Average Rate Penetration       88.0%        87.3%      86.6%           93.0%

RevPAR                       $28.75       $30.35     $29.55          $33.30
Percent Change                 --            5.6%      --              12.7%
RevPAR Penetration             80.7%        80.2%      79.0%           80.6%

Areawide  (STR)

Occupancy                      63.9%        66.2%      65.7%           71.5%
Percent Change                 --            3.6%      --               8.8%

Average Rate                 $55.77       $57.14     $56.94          $57.76
Percent Change                 --            2.5%      --               1.4%

RevPAR                       $35.64       $37.83     $37.41          $41.30
Percent Change                 --            6.1%      --              10.4%

--------------------------------------------------------------------------------

As illustrated by the above table, the Middletown, New York market experienced an occupancy increase in 1995, followed by an additional increase in year-to-date 1996. In keeping with the current market trends, the subject property's occupancy also experienced an increase from 58.6% in 1994 to 60.9% in 1995 - a level above the areawide occupancy. Marketwide average rate grew from $55.77 in 1994 to $57.14 in 1995, marking a growth of 2.5%. The subject property, in turn, increased its average rate from $49.06 in 1994 to $49.86 in 1995, marking an increase of only 1.6%. On a RevPAR basis, the subject property fell below the market area's growth rate, with a 5.7% increase from 1994 to 1995, compared to the market's percentage increase of 6.1%.

HVS International, Mineola, New York            Projection of Occupancy and   65
                                                Average Rate
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     HVS
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International
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A hotel's occupancy should also be evaluated on a monthly basis to identify seasonality trends. The following table sets forth the subject property's monthly occupancy from 1994 through year-to-date 1996. The first three months of 1994 have been estimated based on information provided by the subject property's management.

================================================================================
Table 7-2  Subject Property's Monthly Occupancy History
--------------------------------------------------------------------------------

                      1994                   1995                   1996
                      ----                   ----                   ----
               Occupancy  % Change    Occupancy  % Change    Occupancy  % Change
               -------------------    -------------------    -------------------
January           44.9%       --         42.2%     (6.0)%       42.4%      0.5%
February          45.0        --         41.5      (7.8)        42.4       2.1
March             52.7        --         47.4     (10.1)        64.3      35.5
April             54.0        --         51.0      (5.6)        58.2      14.1
May               56.6        --         59.2       4.6         66.9      13.1
June              63.4        --         80.3      26.7         75.0      (6.6)
July              64.7        --         79.9      23.5         72.9      (8.7)
August            76.3        --         76.5       0.3         72.4      (5.4)
September         73.9        --         71.7      (3.0)        65.8      (8.3)
October           68.5        --         74.3       8.5          0.0       0.0
November          58.8        --         65.4      11.2          0.0       0.0
December          43.2        --         40.1      (7.2)         0.0       0.0
                  ----                   ----      -----         ---       ---
  Full Year       58.6%       --         60.9%      4.0%         NA %      NA %

--------------------------------------------------------------------------------

On a monthly basis, the subject property's recorded occupancy indicates the seasonal trends that it experiences, which, in general, are identical to those seasons experienced by other area hotels. Peak months realized in the subject property's calendar year are June, July, August, and October, since these months are popular for the leisure market. This popularity is reflected in the recorded occupancy percentages seen above, ranging in level between the mid-60s and the low 80s. Shoulder months include March, April, May, and November, with occupancies ranging in the low 50s to the mid-60s. The slower winter months include December, January, and February, and reflect occupancies in the 40% range. Occupancy levels for 1996 have been recorded on a year-to-date through September basis.

Premise of the Projections

To a certain degree, occupancy and rate attainment can be manipulated by management. For example, hotel operators may choose to lower rates in an effort to maximize occupancy. Our forecasts reflect an operating strategy

HVS International, Mineola, New York            Projection of Occupancy and   66
                                                Average Rate
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     HVS
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International
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that we believe would be implemented by competent hotel management to achieve an optimal mix of occupancy and average rate.

Projected Room Night Demand

Lodging demand and occupancy can be projected through a process known as room night analysis. A room night is a unit of hotel demand that equals one room that is occupied for one night. After estimating the number of room nights a hotel can be expected to attract during a 12-month period, we can determine occupancy by dividing the number of room nights of demand captured by the number of room nights available (calculated as the room count x 365).

The total annual number of room nights occupied in the competitive hotels equates to the market's accommodated room night demand, as shown in the following table. These figures are based on an estimated year end 1996 basis.

================================================================================
Table 7-3  1996 Accommodated Room Night Demand
--------------------------------------------------------------------------------

                                1996 Annual Room Night Demand (Rounded)
                         -------------------------------------------------------
                                      Percentage                      Percentage
Market Segment           Marketwide    of Total    Subject Property    of Total
--------------------------------------------------------------------------------
Commercial                  57,000        63%          16,000             59%
Meeting and Group            8,000         9            3,000             11
Leisure                     25,000        28            8,000             30
                            ------       ---           ------            ---
  Totals                    90,000       100%          27,000            100%

--------------------------------------------------------------------------------

Latent Demand

The above table illustrates the accommodated room night demand in the subject property's competitive market. Because this estimate is based on occupancies, it includes only those hotel rooms that were used by guests. Latent demand considers guests who could not be accommodated by the existing competitive supply, and can be divided into unaccommodated demand and induced demand.

Unaccommodated Demand

Unaccommodated demand refers to individuals who are unable to secure accommodations in the market because all of the local hotels are filled. These travelers must defer their trips, settle for less desirable accommodations, or stay in properties located outside the market area. Because this

HVS International, Mineola, New York            Projection of Occupancy and   67
                                                Average Rate
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     HVS
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International
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demand did not yield occupied room nights, it is not included in the estimate of historical accommodated room night demand.

Unaccommodated demand in the Middletown market area results from the high amount of weekend leisure travel taking place during peak summer months. Approximately 15% of this leisure market is unaccommodated, equating to approximately 3,759 room nights.

================================================================================
Table 7-4 1996 Accommodated and Unaccommodated Demand
--------------------------------------------------------------------------------

                        Accommodated
                         Room Night       Unaccommodated        Unaccommodated
Market Segment             Demand             Demand           Room Night Demand
--------------------------------------------------------------------------------
Commercial                 57,000               0.0%                    0
Meeting and Group           8,000               0.0                     0
Leisure                    25,000              15.0                 3,759
                           ------                                   -----
    Totals                 90,000                                   3,759

--------------------------------------------------------------------------------

Induced Demand

Induced demand represents the additional room nights that are expected to be attracted to the market following the introduction of a new demand generator. Situations that can induce demand include the opening of a new manufacturing plant, the expansion of a convention center, or the addition of a new hotel with a distinct chain affiliation or unique facilities.

The Hampton Inn, scheduled to open in January of 1998, is expected to induce some additional demand in the commercial market through its central reservation system. Because of the Hampton Inn's reputation for being an extremely strong brand, it is estimated that approximately 9,125 induced room nights will be phased into the market annually, beginning in 1998.

HVS International, Mineola, New York            Projection of Occupancy and   68
                                                Average Rate
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     HVS
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International
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================================================================================
Table 7-5 Induced Demand Calculation
--------------------------------------------------------------------------------

                               1997     1998     1999     2000    2001     2002
--------------------------------------------------------------------------------
Phase-in:                         0%     100%     100%     100%    100%     100%

Commercial                        0    9,125    9,125    9,125   9,125    9,125
Meeting and Group                 0        0        0        0       0        0
Leisure                           0        0        0        0       0        0
                              -----    -----    -----    -----   -----    -----
    Totals                        0    9,125    9,125    9,125   9,125    9,125

--------------------------------------------------------------------------------

Total Usable Room Night Demand

Total usable room night demand is estimated by combining accommodated demand and usable latent demand. Usable latent demand is that portion of latent demand that can be absorbed based on the number of existing and proposed hotel rooms in the market.

In 1997, the commercial market, which included construction employees, will decrease in volume due to the completion of the aforementioned road construction currently taking place on Route 211. The commercial room night demand growth rate is expected to decline by 3.0% in 1997 as a result. Thereafter, commercial growth rates are expected to increase once again in 1998, to 3.0%, until reaching a stabilized level of 2.0% in the Year 2000.

The meeting and group room night demand is expected to increase annually at 2.0% until stabilizing in the Year 2000, at 1.0%. The leisure segment's room night demand growth is anticipated to remain stable, at 1.0%, throughout the projection period.

Total annual forecasted growth rates range between 1.5% and 2.1%, except in 1998, when the annual growth rate will experience a significant increase. The additional room night contribution made by the new 98-room Best Western Goshen and the new 100-room Hampton Inn will account for this 13.1% gain.

The following table shows the projected annual change in accommodated and usable room night demand in the subject property's competitive market.

HVS International, Mineola, New York            Projection of Occupancy and   69
                                                Average Rate
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     HVS
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International
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================================================================================
Table 7-6 Total Usable Room Night Demand
--------------------------------------------------------------------------------

                        Historical  1997      1998      1999      2000      2001      2002      2003
-----------------------------------------------------------------------------------------------------
Commercial
Growth Rate                 --      -3.0%      3.0%      3.0%      2.0%      2.0%      2.0%      2.0%
Accommodated Demand       56,963  55,254    56,912    58,619    59,791    60,987    62,207    63,451
Usable Latent               --         0     9,125     9,125     9,125     9,125     9,125     9,125

Meeting and Group
Growth Rate                 --       2.0%      2.0%      2.0%      1.0%      1.0%      1.0%      1.0%
Accommodated Demand        7,711   7,865     8,022     8,182     8,264     8,347     8,430     8,514
Usable Latent               --         0         0         0         0         0         0         0

Leisure
Growth Rate                 --       1.0%      1.0%      1.0%      1.0%      1.0%      1.0%      1.0%
Accommodated Demand       25,061  25,312    25,565    25,821    26,079    26,340    26,603    26,869
Usable Latent               --     3,016     3,835     3,873     3,912     3,951     3,991     4,031

Totals
Commercial                56,963  55,254    66,037    67,744    68,916    70,112    71,332    72,576
Meeting and Group          7,711   7,865     8,022     8,182     8,264     8,347     8,430     8,514
Leisure                   25,061  28,328    29,400    29,694    29,991    30,291    30,594    30,900
                          ------  ------   -------   -------   -------   -------   -------   -------
    TOTAL DEMAND          89,735  91,447   103,459   105,620   107,171   108,750   110,356   111,990

Annual Forecasted Growth    --       1.9%     13.1%      2.1%      1.5%      1.5%      1.5%      1.5%

--------------------------------------------------------------------------------

Guestroom Supply

In 1996, the competitive properties provided a total of 355 guestrooms. However, because of the new entrants - the 98-room Best Western Goshen and the 100-room Hampton Inn - an additional 198 guestrooms will be available to the public between mid-1997 and the beginning of 1998. The following table shows the projected competitive supply of available rooms and available room nights. To calculate the annual number of available room nights, the number of available rooms is multiplied by 365.

HVS International, Mineola, New York            Projection of Occupancy and   70
                                                Average Rate
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     HVS
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International
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================================================================================
Table 7-7 Available Rooms and Room Nights
--------------------------------------------------------------------------------

                            Total                                  Overall
                          Room Night          Room Nights        Competitive
   Year                     Demand             Available          Occupancy
--------------------------------------------------------------------------------
Historical                  89,735              129,575              69%
   1997                     91,447              133,955              68
   1998                    103,459              172,280              60
   1999                    105,620              175,200              60
   2000                    107,171              175,200              61
   2001                    108,750              175,200              62
   2002                    110,356              175,200              63
   2003                    111,990              175,200              64

--------------------------------------------------------------------------------

Overall Competitive Occupancy

The overall competitive occupancy of the immediate market historically and in 1997 produce levels of 69% and 68%, respectively. In 1998, a significant decrease in marketwide occupancy is expected - to a level of 60%, reflecting the dilution of the room night supply by the new entrants. Thereafter, the marketwide occupancy is expected to remain a stable levels in the low- to mid-60 percent range.

Competitive Index Analysis

Competitive indexes are used to analyze the relative market position of each property on the basis of a particular demand segment. The index represents the number of times each year that one room is occupied by one type of traveler (e.g., commercial, meeting and group, or leisure), or the number of room nights actually accommodated per year, per room, per market segment. For example, if a hotel has a commercial competitive index of 190, each room in the property is occupied 190 times a year by a commercial traveler. The competitive index is calculated by dividing a hotel's annual accommodated room night demand in a particular market segment by that property's room count. Competitive indexes will be used to illustrate each property's position in the market based on its ability to compete with other local lodging facilities.

Commercial Segment

The historical commercial segment competitive indexes in the market ranged from 136 at the subject property to 210 at the Super 8_ - the most competitive property in the commercial market in 1996. The Days Inn followed in competitiveness, with an index of 161, while the Holiday Inn achieved a competitive index of 149.

HVS International, Mineola, New York            Projection of Occupancy and   71
                                                Average Rate
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     HVS
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International
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Because of the recent renovations to the subject property's guestrooms and its initiative to implement a more aggressive marketing strategy by hiring a full-time, on-property sales manager, the Howard Johnson's competitive index within the commercial market is expected to rise to 140 in 1997, and to gain an additional five points in 1998. In contrast, the Super 8 is expected to experience a decrease in its commercial competitive index; in 1997, its competitive index is expected to drop 20 points due to the loss, in that year, of road construction contractors, which is currently a significant portion of the Super 8's clientele. The proposed Hampton Inn and the Best Western Goshen will gradually become more competitive within the commercial market as they establish reputations for themselves. Ultimately, the Hampton Inn will achieve a competitive index of 200 in the Year 2000, becoming the market leader, while the Best Western is expected to stabilize with a 140 competitive index in 1999. The Holiday Inn and the Days Inn are not expected to experience any change within the commercial market. The following table shows the projected commercial segment competitive indexes of the competitive set.

================================================================================
Table 7-8 Commercial Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                  Historical   1997   1998   1999   2000   2001   2002
--------------------------------------------------------------------------------
Subject Property              136       140    145    145    145    145    145
Holiday Inn                   149       149    149    149    149    149    149
Super 8                       210       190    190    190    190    190    190
Days Inn                      161       161    161    161    161    161    161
Proposed Hampton Inn            0         0    180    190    200    200    200
Best Western Goshen             0       120    130    140    140    140    140

--------------------------------------------------------------------------------

Meeting and Group Segment

The subject property's guestroom and meeting room renovations are once again responsible for the slight improvement in the Howard Johnson meeting and group competitive index, which rises two points in 1997 and stabilizes thereafter. The Best Western Goshen, entering the market in July, 1997, is not expected to be largely competitive within the subject property's immediate market. The hotel's competitiveness within the meeting and group segment begins at a level of 10, which increases to a level of 15 as it establishes itself in the market. The following table illustrates the competitive indexes in the meeting and group segment.

HVS International, Mineola, New York            Projection of Occupancy and   72
                                                Average Rate
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     HVS
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International
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================================================================================
Table 7-9 Meeting and Group Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                  Historical   1997   1998   1999   2000   2001   2002
--------------------------------------------------------------------------------
Subject Property               23        25     25     25     25     25     25
Holiday Inn                    50        50     50     50     50     50     50
Super 8                         0         0      0      0      0      0      0
Days Inn                        0         0      0      0      0      0      0
Proposed Hampton Inn            0         0      0      0      0      0      0
Best Western Goshen             0        10     12     15     15     15     15

--------------------------------------------------------------------------------

Leisure Segment

The only noticeable changes within the leisure market are the competitive indexes of the new and proposed hotels. Again, as the proposed Hampton Inn and the Best Western Goshen establish their reputations within the market, we expect that they will each experience a rise in competitiveness. The proposed Hampton Inn's competitive level is expected to grow from 80 to 90 between 1998 and 2001, when it will share the market leader position with the Super 8, while the Best Western Goshen will realize growth from 50 to 60 between 1997 and 1999. The proposed Hampton Inn is expected to achieve higher indexes than the Best Western because of its closer proximity to the subject property. The following table illustrates the competitive indexes in the leisure segment.

================================================================================
Table 7-10 Leisure Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                  Historical   1997   1998   1999   2000   2001   2002
--------------------------------------------------------------------------------
Subject Property               68        68     68     68     68     68     68
Holiday Inn                    50        50     50     50     50     50     50
Super 8                        90        90     90     90     90     90     90
Days Inn                       87        87     87     87     87     87     87
Proposed Hampton Inn            0         0     80     85     90     90     90
Best Western Goshen             0        50     55     60     60     60     60

--------------------------------------------------------------------------------

HVS International, Mineola, New York            Projection of Occupancy and   73
                                                Average Rate
--------------------------------------------------------------------------------

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     HVS
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International
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Subject Property's Room Night Capture and Occupancy

After the competitive index is calculated, it is adjusted to reflect the property's room count, yielding a figure referred to as the market share adjuster. The market share adjuster of each property is then divided by the total market share adjuster for all of the competitors, resulting in each hotel's market share. By multiplying the projected market share by the area's usable room night demand, we can determine the total number of room nights captured by a specific hotel. Occupancy is then calculated by dividing the projected number of room nights captured by the property's total number of available room nights.

Multiplying the subject property's projected market share by the estimated room night demand in each segment results in the following estimate of room nights captured by the hotel.

================================================================================
Table 7-11 Room Nights Captured by the Subject Property
--------------------------------------------------------------------------------

                                        1997        1998        1999        2000
                                      ------------------------------------------
Commercial
Demand                                55,254      66,037      67,744      68,916
Market Share                          0.2859      0.2225      0.2149      0.2122
Capture                               15,797      14,693      14,559      14,626

Meeting and Group
Demand                                 7,865       8,022       8,182       8,264
Market Share                          0.3591      0.3514      0.3482      0.3482
Capture                                2,824       2,819       2,849       2,878

Leisure
Demand                                28,328      29,400      29,694      29,991
Market Share                          0.3092      0.2349      0.2264      0.2233
Capture                                8,758       6,906       6,724       6,696
                                      ------------------------------------------
    Total Capture                     27,379      24,418      24,133      24,200

--------------------------------------------------------------------------------

Dividing the total number of room nights captured by the subject property's number of available room nights per year (calculated as 117 x 365) produces the projected occupancy percentage.

HVS International, Mineola, New York            Projection of Occupancy and   74
                                                Average Rate
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     HVS
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International
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================================================================================
Table 7-12 Calculation of the Subject Property's Projected Occupancy
--------------------------------------------------------------------------------

                                       1997        1998        1999        2000
                                     -------------------------------------------
Total Room Nights
  Captured/Year                      27,379      24,418      24,132      24,200
Available Room Nights                42,705      42,705      42,705      42,705
Occupancy                             64.11%      57.18%      56.51%      56.67%
Rounded                                  64%         57%         57%         57%

--------------------------------------------------------------------------------
For the purpose of forecasting income and expense, we will use the following occupancy levels.

================================================================================
Table 7-13 Occupancy Forecast
--------------------------------------------------------------------------------

                    Year                   Occupancy
                ------------------------------------
                    1997                      64%
                    1998                      57
                 Stabilized                   57

--------------------------------------------------------------------------------

Although the preceding room night analysis shows the subject property achieving a 58% occupancy in 2002, we have chosen to use a stabilized level of 57_%. The stabilized occupancy is intended to reflect the anticipated results of the property over its remaining economic life, given any and all changes in the life cycle of the hotel. Thus, the stabilized occupancy excludes from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusually high or low occupancies. Although the subject property may operate at occupancies above this stabilized level, we believe that it is equally possible for new competition and temporary economic downturns to force the occupancy below this selected point of stability.

AVERAGE RATE ANALYSIS

One of the most important considerations in estimating the value of a lodging facility is a supportable forecast of its attainable average rate, which is more formally defined as the average rate per occupied room. Average rate can be calculated by dividing the total rooms revenue achieved during a specified period by the number of rooms sold during the same period. The

HVS International, Mineola, New York            Projection of Occupancy and   75
                                                Average Rate
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     HVS
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International
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projected average rate and the anticipated occupancy percentage are used to forecast rooms revenue, which, in turn, provides the basis for estimating most other income and expense categories.

Average Rate by Month

The following table shows the subject property's monthly occupancy and average rate from 1994 through year-to-date 1996.

================================================================================
Table  7-14  Subject Property's Occupancy and Average Rate by Month
--------------------------------------------------------------------------------

                                1994                                1995                                  1996
                                ----                                ----                                  ----
                                    Average                             Average                             Average
                  Occupancy  % Chg    Rate   % Chg    Occupancy  % Chg    Rate   % Chg      Occupancy  % Chg    Rate   % Chg
                  --------------------------------    -----------------------------------   ---------------------------------
January             44.9%    --     $45.47     --       42.2%    (6.0)% $47.01      3.4 %   42.4%     0.5%  $48.33      2.8 %
February            45.0     --      45.47     --       41.5     (7.8)   50.15     10.3     42.4      2.1    48.62     (3.1)
March               52.7     --      44.41     --       47.4    (10.1)   50.26     13.2     64.3     35.5    49.62     (1.3)
April               54.0     --      47.98     --       51.0     (5.6)   49.38      2.9     58.2     14.1    50.50      2.3
May                 56.6     --      50.90     --       59.2      4.6    50.04     (1.7)    66.9     13.1    55.53     11.0
June                63.4     --      51.00     --       80.3     26.7    50.72     (0.5)    75.0     (6.6)   54.10      6.7
July                64.7     --      51.89     --       79.9     23.5    48.80     (6.0)    72.9     (8.7)   57.02     16.8
August              76.3     --      50.10     --       76.5      0.3    48.02     (4.2)    72.4     (5.4)   60.15     25.3
September           73.9     --      48.59     --       71.7     (3.0)   50.02      2.9     65.8     (8.3)   58.33     16.6
October             68.5     --      52.25     --       74.3      8.5    51.86     (0.7)     --       --       --       --
November            58.8     --      49.39     --       65.4     11.2    50.80      2.9      --       --       --       --
December            43.2     --      47.12     --       40.1     (7.2)   50.91      8.0      --       --       --       --
                    ----     ----   ------     ---      ----     ----   ------     ----     ----     ----   ------     ----
Weighted Average    58.6%    --     $49.06     --       60.9%     4.0 % $49.86      1.6 %    NA %     NA %   54.23      8.8 %

--------------------------------------------------------------------------------

The above table underscores the correlation between a hotel's occupancy and its average rate: as occupancy increases, rates tend to follow. On a monthly basis, the Howard Johnson - Middletown achieves its highest average rates during the summer months, especially in June, July and October.

The subject property's occupancy, as mentioned previously in this section, varies in level depending on the season of the year. Average rate, while in general, is parallel to trends in occupancy levels, remains at a fairly stable level in the subject property's case. Average rates in 1995 ranged between $47.01 and $51.86 an approximate $5.00 spread. Year-to-date 1996 rates range from $48.33 to $60.15 - an approximate $12.00 spread. The subject property experienced a rate increase of 1.6% between 1994 and 1995.

HVS International, Mineola, New York            Projection of Occupancy and   76
                                                Average Rate
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     HVS
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International
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Competitive Positioning

The Howard Johnson - Middletown's average rate will be projected using a competitive positioning method. This technique begins with an analysis of the average rates achieved by the subject property and its competitors. These rates establish a range that reflects certain characteristics of the specific market, such as price sensitivity, demand orientation, and occupancy. The subject property's average rate is then compared to those of the hotels to which it is most similar in terms of size, quality, facilities, amenities, market orientation, location, management, image, and affiliation. Adjustments are made to reflect any relevant differences.

Competitive Positioning

The subject property's average rate will be projected using the market segmentation method. The advantage of this method is its ability to reflect anticipated changes in the subject property's market mix and their impact on average rate. This technique begins with an analysis of the room rates commanded by local hotels in each market segment. Using this information, we can forecast the subject property's rate on a segment-by-segment basis. The projected rate in each segment is then multiplied by the number of room nights the hotel is expected to capture in that segment (as determined earlier in this analysis). These amounts are totaled, yielding the overall rooms revenue. Average rate is then calculated by dividing the property's total rooms revenue by the estimated number of occupied rooms.

Although the average rate analysis presented here follows the occupancy projections, these two statistics are highly correlated; in reality, one can not project occupancy without making specific assumptions regarding average rate. This relationship is best illustrated by rooms revenue per available room (RevPAR), which reflects a property's ability to maximize rooms revenue. The following table summarizes the 1996 average rate and RevPAR of the subject property and its competitors.

HVS International, Mineola, New York            Projection of Occupancy and   77
                                                Average Rate
--------------------------------------------------------------------------------

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     HVS
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International
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================================================================================
Table 7-15 1996 Average Rate and RevPAR of the Primary Competitors
--------------------------------------------------------------------------------

                                    1996                       1996
                                   Average                Rooms Revenue
Property                          Room Rate             Per Available Room
--------------------------------------------------------------------------------
Subject Property                   $54.00                     $33.48
Holiday Inn                         76.00                      51.68
Super 8                             37.00                      30.34
Days Inn                            58.00                      39.44
                                   ------                     ------
    Averages                       $56.15                     $38.89

--------------------------------------------------------------------------------

The subject property occupies a mid- to low-range position in terms of average rate and RevPAR compared to the rest of the primary market. At $76.00, the Holiday Inn is the market's rate leader, reflecting the condition of its facilities and its proximity to Middletown corporate parks. The Super 8 commands the lowest rate of $37.00 in the immediate market, due to its ability to attract construction clientele and budget-minded travelers. According to data supplied by Smith Travel Research, areawide average rate increased by 2.3% in 1994 and 2.5% in 1995. However, average rate statistics for year-to-date through August of 1996 for the subject market indicate a 1.4% increase over the corresponding period in 1995. The subject property reported average rate year-to-date gains for 1996 of 8.9%, most likely as a result of its property renovations. We anticipate that rate increase at the subject property will continue at a slow pace in the near term, due to the effect of the new entrants, but will thereafter continue to increase at a normal rate of inflation.

Average Rate Increases

It is important to note that hotel room rate increases do not necessarily conform to the underlying monetary inflation rate, because lodging facilities are influenced by market conditions such as the relationship between supply and demand. A hotel's ability to raise room rates is affected by a number of factors, including the following.

Supply and Demand Relationships - The relationship between supply and demand is one of the factors that determine hotel occupancies and average rates. Strong markets where lodging demand is increasing faster than supply are often characterized by rate growth that exceeds inflation. Markets that are overbuilt or suffering from declining demand are unlikely to exhibit any significant increases in average rates.

HVS International, Mineola, New York            Projection of Occupancy and   78
                                                Average Rate
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     HVS
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International
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o Inflationary Pressures - Price increases caused by inflation affect hotel room rates by eroding profit margins and encouraging operators to raise prices. This strategy is effective only in markets that are characterized by a healthy supply and demand relationship.

o Improving the Competitive Standard - When a new lodging facility enters a mature market, its rates may be set higher than the marketwide average in an effort to justify the development costs. This temporary condition may allow other competitors to achieve corresponding gains by effectively raising the amount the market will bear. However, if the addition to supply has a severe impact on the occupancy levels of other hotels, price competition may ensue.

o Property-Specific Improvements - Changes that make a hotel more or less attractive to guests can have an impact on average rate. An expansion, renovation, upgrading, or the introduction of additional facilities and amenities may enable greater-than-inflationary room rate increases. Likewise, deferred maintenance may make a property less competitive, engendering a decline in room rates.

In determining average rate projections, changes that occur prior to occupancy stabilization are generally attributable to factors that are specific to the property and the market. After a hotel achieves a stabilized occupancy, room rates are generally expected to continue to increase at the underlying inflation rate throughout the remainder of the projection period.

According to market area and demographic statistics mentioned in the previous market area section, we have decided to use a 3.5% inflation rate. Based on these considerations, the following table shows our projection of average rate increases.

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Table  7-16  Average Rate Forecast
--------------------------------------------------------------------------------

                             Areawide  Subject Property's   Subject Property's
                   Areawide    Rate          Rate               Projected
     Year         Occupancy  Increase      Increase            Average Rate
-------------------------------------------------------------------------------
Positioned Base      ---       ---            ---                $54.00
     1997            68%     1% to 3%         2.0%                55.08
     1998            60       3 to 4          3.0                 56.73
     1999            60       3 to 4          3.5                 58.72
     2000            61       3 to 4          3.5                 60.78
     2001            62       3 to 4          3.5                 62.90
     2002            63       3 to 4          3.5                 65.11

--------------------------------------------------------------------------------

In 1997 and 1998, we have chosen subject property average rate increases of 2% and 3%, respectively. These rates are lower than our 3.5% projected inflation rate, due to the impact of the new Best Western Goshen and the proposed Hampton Inn on the subject property's average rate. In 1999 and thereafter, however, the Howard Johnson's average rate is expected to increase at 3.5% annually.

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8.  Highest and Best Use

The concept of highest and best use recognized by the Appraisal Institute distinguishes between the highest and best use of the land (as though vacant) and the property (as improved). Highest and best use is defined as:

      The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

The concept of highest and best use is the premise upon which value is based and is a product of competitive forces in the marketplace. "The principle of balance holds that real property value is created and sustained when contrasting, opposing, or interacting elements are in a state of equilibrium. This principle applies to relationships among various property components as well as the relationship between the costs of production and the property's productivity. The point of economic balance is achieved when the combination of land and building is optimal (i.e., when no marginal benefit or utility is achieved by adding another unit of capital). The law of increasing returns holds that larger amounts of the agents of production produce greater net income up to a certain point, after which the law of diminishing returns is applied." (2)

It is important to recognize that the highest and best use of the land (as though vacant) may differ from the highest and best use of the property (as improved). This differential may occur when a site has existing improvements and the highest and best use of the land differs from the current use. Nonetheless, the current property use will continue until the value of the land under its highest and best use exceeds the value of the property in its current use plus the cost to remove the existing improvements.

(1) The Appraisal of Real Estate - Tenth Edition, Appraisal Institute, Chicago, IL, 1992, p. 45.

(2)   Ibid., p. 40.

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In consideration of the foregoing factors influencing development in the subject's immediate area, it is the appraisers' opinion that the highest and best use of the subject site, as if vacant, is to hold for future development as dictated by market conditions.

Furthermore, it is our opinion that the subject property's highest and best use, as improved, is its current use as a lodging facility.

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9.   Approaches to Value

In appraising real estate for market value, the appraiser has three approaches from which to select: the income capitalization, sales comparison, and cost approaches. Although all three valuation procedures are given consideration, the inherent strengths of each approach and the nature of the subject property must be evaluated to determine which will provide supportable estimates of market value. The appraiser is then free to select one or more of the appropriate approaches in arriving at a final value estimate.

The Income Capitalization Approach

The income capitalization approach takes a property's projected net income before debt service and allocates this future benefit to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component is calculated. The total of the mortgage component and the equity component equals the value of the property. This approach is often selected as the preferred valuation method for income- producing properties, because it most closely reflects the investment rationale of knowledgeable buyers.

The Sales Comparison Approach

The sales comparison approach estimates the value of a property by comparing it to similar properties that have been sold on the open market. To obtain a supportable estimate of value, the sales price of a comparable property must be adjusted to reflect any dissimilarities between it and the property being appraised.

The sales comparison approach may provide a useful value estimate in the case of simple forms of real estate, such as vacant land and single-family homes, where the properties are homogeneous and the adjustments are few and relatively simple to compute. In the case of complex investments such as shopping centers, office buildings, restaurants, and lodging facilities, where the adjustments are numerous and more difficult to quantify, the sales comparison approach loses much of its reliability.

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Hotel investors typically do not employ the sales comparison approach in reaching their final purchase decisions. Factors such as the lack of recent sales data, the numerous insupportable adjustments that are necessary, and the general inability to determine the true financial terms and human motivations of comparable transactions often make the results of this technique questionable. Although the sales comparison approach may provide a range of values that supports the final estimate, reliance on this method beyond the establishment of broad parameters is rarely justified by the quality of the sales data.

The market-derived capitalization rates sometimes used by appraisers are susceptible to the same shortcomings inherent in the sales comparison approach. To substantially reduce the reliability of the income capitalization approach by employing capitalization rates obtained from unsupported market data weakens the final value estimate and ignores the typical investment analysis procedures employed by hotel purchasers. Because appraisers are obligated to mirror the actions of the marketplace, we generally give the sales comparison approach minimal weight in the hotel appraisal process beyond bracketing the final estimate.(1)

The Cost Approach

The cost approach estimates market value by computing the current cost to replace the property and subtracting any depreciation resulting from physical deterioration, functional obsolescence, and external (or economic) obsolescence. The value of the land, as if vacant and available, is then added to the depreciated value of the improvements to produce a total value estimate.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements grow older and begin to deteriorate, the resultant loss in value becomes increasingly difficult to quantify accurately. We find that knowledgeable hotel buyers base their purchase decisions on economic factors such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, this approach is given minimal weight in the


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 209.

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hotel valuation process. As noted in Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, "the cost approach is seldom used to value existing hotels and motels."(1)

Reconciliation

The final step in the valuation process is the reconciliation and correlation of the value indications. Factors that are considered in assessing the reliability of each approach include the purpose of the appraisal, the nature of the subject property, and the reliability of the data used. In reconciliation, the applicability and supportability of each approach is considered and the range of value indications is examined. The most significant weight is given to the approach that produces the most reliable solution and most closely reflects the criteria used by typical investors.

Our nationwide experience with numerous hostelry buyers and sellers indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the investors who constitute the marketplace. For this reason, the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in the hotel valuation process.


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 208.

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10.  Income Capitalization Approach

The income capitalization approach is based on the principle that the value of a property is indicated by its net return, or what is known as the present worth of future benefits. The future benefits of income-producing properties, such as hotels, are net income before debt service and depreciation (as estimated by a forecast of income and expense) and any anticipated reversionary proceeds from a sale. These future benefits can be converted into an indication of market value through a capitalization process and discounted cash flow analysis. Using the income capitalization approach, the subject property has been valued by analyzing the local market for transient accommodations, examining existing and proposed competition, and developing a forecast of income and expense that reflects current and anticipated income trends and cost components through a stabilized year of operation.

The forecast of income and expense is expressed in current dollars for each year. The stabilized year is intended to reflect the anticipated operating results of the property over its remaining economic life, given any or all applicable stages of build-up, plateau, and decline in the life cycle of the hotel. Thus, income and expense estimates from the stabilized year forward exclude from consideration any abnormal relationship between supply and demand, as well as any non-recurring conditions that may result in unusual revenues or expenses.

As stated in the textbook entitled, Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, published by the Appraisal Institute, "of the three valuation approaches available to the appraiser, the income capitalization approach generally provides the most persuasive and supportable conclusions when valuing a lodging facility."(1) This text recommends that using a ten-year forecast and an equity yield rate "most accurately reflects the actions of typical hotel buyers, who purchase properties based


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

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on their leveraged discounted cash flow."(1) The simpler procedure of using a ten-year forecast and a discount rate is "less reliable because the derivation of the discount rate has little support. Moreover, it is difficult to adjust the discount rate for changes in the cost of capital."(2)

We have used both methods to discount the subject property's projected net income into an estimate of value. Method One is a ten-year discounted cash flow analysis in which the cash flow to equity and the equity reversion are discounted to the present value at the equity yield rate, and the income to the mortgagee is discounted at a mortgage interest rate. The sum of the equity and mortgage values is the total property value. Method Two is a simple ten-year discounted cash flow analysis in which the annual net income before debt service and the reversionary proceeds following a sale at the end of the tenth year are discounted back to the date of the appraisal at an overall discount rate, and then totaled to produce an indication of the present worth of future benefits.

To convert the projected income stream into an estimate of value through Method One, the anticipated net income (before debt service and depreciation) is allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. The total of the mortgage component and the equity component equals the value of the property. The process is described as follows.

1. The terms of typical hotel financing are set forth, including interest rate, amortization term, and loan-to-value ratio.

2. An equity yield rate of return is established. Numerous hotel buyers base their equity investments on a ten-year equity yield rate projection that takes into account ownership benefits such as periodic cash flow distributions, residual sale or refinancing distributions that return any property appreciation and mortgage amortization, income tax benefits, and various non-financial considerations such as status and prestige. The equity yield rate is also known as the internal rate of return on equity.


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

(2)   Ibid.

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3. The value of the equity component is calculated by first deducting the annual debt service from the projected net income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value. After deducting the mortgage balance at the end of the tenth year and the typical brokerage and legal costs, the equity residual is discounted back to the date of value at the equity yield rate. The net income to equity for each of the ten projection years is also discounted to the present value. The sum of these discounted values equates to the value of the equity component. Adding the equity component to the initial mortgage balance yields the overall property value.

      Because the mortgage and the debt service amounts are unknown but the loan-to-value ratio was determined in Step #1, the preceding calculation can be solved through an iterative process or by use of a linear algebraic equation that computes the total property value. The algebraic equation that solves for the total property value using a ten-year mortgage and equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(1)

4. The value is proven by allocating the total property value between the mortgage and equity components and verifying that the rates of return set forth in Steps #1 and #2 can be met from the projected net income.

The process of converting the projected income stream into an estimate of value through Method Two is described as follows.

1. A discount rate is established by evaluating the total property yield derived by Method One. Occasionally, the discount rate may be adjusted slightly based on the total property yields indicated by recent transactions involving hotels similar to the subject property.

2. The reversionary value is calculated by capitalizing the 11th-year net income by the terminal capitalization rate and deducting typical brokerage and legal fees.


(1) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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3. The ten-year forecast of net income (before debt service and depreciation) and the reversionary value are discounted to the date of value at the rate derived above.

Review of Operating History

As a basis for developing a forecast of income and expense for the subject property, we have reviewed the property's operating history. However, because of the recent change in ownership and management, operating history prior to May, 1994 was not available. The following table represents the subject property's income and expense statements for the period of May to December in 1994 and 1995; the second following table provides year-to-date 1995 and year-to-date 1996 statements representing the months of January through September. The following income and expense statements were provided by the Remington Employers Corporation, and are unaudited. Where applicable, we have reorganized the statements in accordance with the Uniform System of Accounts for Hotels.

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Table 10-1  Historical Operating Performance  ($+,000)
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                                              Calendar Year  1995                           1994  (May Through December)
                                -----------------------------------------------   ----------------------------------------------
        Total Rooms:                117                                               117
     Occupied Rooms:             25,719                                            17,144
Complimentary Rooms:                299                                               334
          Days Open:                365                 Amount per   Amount per       240                Amount per   Amount per
          Occupancy:              60.9%    Percentage   Available     Occupied      62.2%   Percentage    Available    Occupied
       Average Rate:             $49.86    of Revenue      Room         Room       $50.10   of Revenue      Room         Room
--------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                         $1,282        90.0%      $10,961      $49.86        $859     90.1%        $7,340       $50.09
   Telephone                         41         2.8           346        1.57          34      3.5            287         1.96
   Rental, Laundry, Misc.            66         4.7           567        2.58          39      4.1            336         2.29
   Restaurant Rent                   36         2.5           305        1.39          21      2.2            180         1.23
      Total                       1,425       100.0        12,179       55.40         953     99.9          8,142        55.57
--------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                            255        19.9         2,182        9.93         176     20.5          1,504        10.26
   Telephone                         22        53.1           184        0.84          16     48.4            139         0.95
   Rental, Laundry, Misc.            30        44.5           252        1.15           0      0.0              0         0.00
      Total                         306        21.5         2,618       11.91         192     20.2          1,642        11.21
--------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME               1,119        78.5         9,561       43.49         760     79.7          6,500        44.36
--------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General         147        10.3         1,254        5.71          99     10.4            846         5.77
   Management Fee                    43         3.0           366        1.66          28      3.0            243         1.66
   Marketing                         51         3.6           438        1.99           9      1.0             78         0.53
   Franchise Fees                    40         2.8           344        1.57          44      4.7            379         2.59
   Property Oper. & Maint.           65         4.6           555        2.52          67      7.0            574         3.92
   Energy                           122         8.6         1,043        4.74          69      7.2            590         4.03
      Total                         468        32.9         4,000       18.19         317     33.3          2,710        18.50
--------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                        651        45.6         5,561       25.30         443     46.4          3,790        25.86
--------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                   113         8.0           969        4.41          77      8.1            657         4.48
   Insurance                         34         2.4           295        1.34          22      2.3            185         1.26
   Reserve for Replacement           57         4.0           487        2.22          28      3.0            243         1.66
   Equipment Rental                   5         0.3            42        0.19           0      0.0              0         0.00
      Total                         210        14.7         1,793        8.16         127     13.4          1,085         7.40
--------------------------------------------------------------------------------------------------------------------------------
NET INCOME                         $441        30.9%       $3,768      $17.14        $316     33.0%        $2,705       $18.46
================================================================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues.

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Table 10-2  Year-to-Date Operating Performance  ($+,000)
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Year-to-Date Through Sept.:                         1995                                               1996
                                -----------------------------------------------   ----------------------------------------------
               Total Rooms:         117                                               117
            Occupied Rooms:      19,552                                            19,992
       Complimentary Rooms:         172                                               242
                 Days Open:         273                 Amount per   Amount per       274                Amount per   Amount per
                 Occupancy:       61.8%    Percentage   Available     Occupied      63.1%   Percentage    Available    Occupied
              Average Rate:      $48.85    of Revenue     Room         Room        $53.57   of Revenue      Room         Room
--------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                           $955        89.7%       $8,163      $48.85      $1,071     90.9%        $9,154       $53.57
   Telephone                         32         3.0           273        1.63          39      3.3            331         1.94
   Rental, Laundry, Misc.            51         4.8           437        2.62          42      3.6            361         2.11
   Restaurant Rent                   26         2.5           225        1.34          27      2.3            229         1.34
      Total                       1,064       100.0         9,098       54.44       1,179    100.1         10,075        58.96
---------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                            188        19.7         1,604        9.60         203     19.0          1,735        10.15
   Telephone                         17        54.9           150        0.89          21     53.9            179         1.05
   Rental, Laundry, Misc.            22        43.0           188        1.13          25     58.6            211         1.24
      Total                         227        21.3         1,942       11.62         249     21.1          2,125        12.44
---------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME                 837        78.7         7,156       42.82         930     79.0          7,950        46.53
---------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General         108        10.2           926        5.54         122     10.3          1,039         6.08
   Management Fee                    32         3.0           273        1.63          35      3.0            302         1.77
   Marketing                         38         3.6           325        1.95          44      3.7            377         2.21
   Franchise Fees                    30         2.8           256        1.53          35      2.9            296         1.73
   Property Oper. & Maint.           49         4.6           416        2.49          59      5.0            504         2.95
   Energy                            95         8.9           810        4.85         110      9.4            943         5.52
      Total                         352        33.1         3,005       17.98         405     34.3          3,461        20.25
---------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                        486        45.6         4,151       24.84         525     44.7          4,489        26.28
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FIXED EXPENSES
   Property Taxes                    85         8.0           724        4.33         108      9.2            926         5.42
   Insurance                         27         2.5           227        1.36          20      1.7            167         0.98
   Reserve for Replacement           43         4.0           364        2.18          47      4.0            403         2.36
   Equipment Rental                   3         0.3            30        0.18           5      0.4             40         0.23
      Total                         157        14.8         1,345        8.05         180     15.3          1,536         8.99
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NET INCOME                         $328        30.8%       $2,806      $16.79        $345     29.4%        $2,953       $17.29
=================================================================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues.

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Comparable Operating Statements

For purposes of comparison, our discussion addresses year-to-date figures for 1994 and 1995, since data is lacking for year-end 1994, thus making a year-end statement comparison difficult. These historical income and expense statements show that the subject property has slightly decreased its overall profitability from year-to-date 1995 to year-to-date 1996. Specifically, the subject property's net income as a percentage of revenue has decreased from 30.8% in year-to-date 1995 to 29.4% in year-to-date 1996, which indicates inconsistent management, as the subject property is dropping a weaker percentage of revenue to the bottom line in a stabilized market. Specifically, the inconsistency in management is a result of the new management in 1994, as well as the high general manager turnover rate that this particular property has been experiencing.

In year-to-date 1996, the subject property achieved total revenues of roundly $1.179 million, which included a rooms revenue of roundly $1.1 million, constituting 90.9% of total revenues. In year-to-date 1995, the subject property achieved a rooms revenue of roughly $955,000, which constituted 89.7% of total revenues. Telephone revenue totaled $39,000 in year-to-date 1996 - up from the $32,000 level registered in year-to-date 1995. Other income, identified as Rental, Laundry, Misc. in our statements, which space rentals, laundry, vending, and other miscellaneous items; this line item decreased slightly in year-to-date 1996. Restaurant rent has held fairly steady in both year-to-date 1995 and 1996, equating to overall levels of $26,000 and $27,000, respectively.

Departmental expenses equated to 21.1% of total revenues in year-to-date 1996, which was slightly better than the 21.3% level achieved the previous year. Rooms expense of $203,000 - or 19.0% of total revenue in year-to-date 1996 - was lower when compared to the 19.7% level in year-to-date 1995. These rooms expense percentages are comparable to market averages for properties of this type. Every departmental expense - as a percentage of revenue - decreased in year-to-date 1996, with the exception of the rental, laundry, and miscellaneous expense, which increased from $22,000 in year-to-date 1995 to a level of $25,000 in the subsequent year.

Operating expenses for year-to-date 1996 equated to 34.3% of total revenue, which was slightly higher than the 33.1% evidenced in year-to-date 1995, which remained at 3.0%. Every operating expense, with the exception of management fee, increased as a percentage of revenue in year-to-date 1996, which indicates that the hotel is becoming less efficient, most likely as a result of the frequent changes in the hotel's management. House profit

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decreased slightly in year-to-date 1996 to 44.7% of total revenue, compared to its previous level of 45.6% in year-to-date 1995. These levels are comparable to industry averages, indicating that the overall levels obtained by the subject property were fairly good, even though the hotel suffered as a result of its management.

Overall, in year-to-date 1996 the subject property registered a net income of $345,000, which is higher than the level of $328,000 registered in year-to-date 1995, but which reflects a decrease in net income as a percentage of gross revenues. Specifically, as a percentage of total revenue, the subject property achieved a level of 29.4% in year-to-date 1996 - down marginally from the 30.8% registered the previous year.

Forecast of Income and Expense

The forecast of income and expense is intended to reflect the appraisers' subjective estimate of how a typical buyer would project the subject property's future operating results. Depending on the dynamics of the local market, a typical buyer's projection may be adjusted upward or downward. We have attempted to consider these factors in formulating this forecast.

HVS International uses a fixed-and-variable component model to project a lodging facility's revenue and expense levels. This model is based on the premise that hotel revenues and expenses have one component that is fixed, and another that varies directly with occupancy and facility usage. A projection can be made by taking a known level of revenue or expense and calculating its fixed and variable components. The fixed component is then held constant, while the variable component is adjusted for the percent change between the projected occupancy and facility usage and that which produced the known level of revenue or expense.

Base-Year Statement of Income and Expense

Based on our review of the operating histories of the subject property and comparable hotels, we have derived a base-year statement of income and expense expressed in 1996 dollars. The units of comparison include a percentage of departmental and total revenue, amounts per available room, and amounts per occupied room. The income and expense ratios reflect an occupancy level of 61.6%. The base-year profit and loss statement will be used to determine the relationship between the fixed and variable components.

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Table 10-3  Base-Year Statement of Income and Expense  ($+,000)
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Calendar Year:                                       1995
                                -----------------------------------------------
Number of Rooms:                    117
Occupancy:                        60.9%    Percent of   Amount per   Amount per
Average Rate:                    $49.86      Total      Available     Occupied
Occupied Rooms:                  25,719     Revenue        Room         Room
--------------------------------------------------------------------------------
Revenue:
   Rooms                         $1,282       90.3%       $10,961      $49.86
   Telephone                         48        3.4            412        1.87
   Rental, Laundry, Misc.            54        3.8            465        2.12
   Restaurant Rent                   35        2.5            299        1.36
Total Revenue                     1,420      100.0         12,137       55.21
--------------------------------------------------------------------------------
Expenses:
   Rooms *                          282       22.0          2,411       10.97
   Telephone *                       26       53.6            221        1.00
   Rental, Laundry, Misc. *          30       54.3            252        1.15
   Administrative & General         154       10.9          1,317        5.99
   Management Fee                    43        3.0            364        1.66
   Marketing                         73        5.2            626        2.85
   Franchise Fees                    51        3.6            438        1.99
   Property Oper. & Maint.           78        5.5            666        3.03
   Energy                           140        9.9          1,199        5.46
   Property Taxes                   100        7.0            854        3.88
   Insurance                         35        2.5            300        1.36
   Reserve for Replacement           57        4.0            485        2.21
   Equipment Rental                   5        0.3             42        0.19
Total Expenses                    1,074       75.6          9,176       41.74
--------------------------------------------------------------------------------
Net Income                         $346       24.4%        $2,961      $13.47
================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues.

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Inflation Assumptions

The base revenue and expense amounts are inflated to reflect current dollars for each projection year. Line items can be affected by different factors.

We must establish a general rate of inflation that will be applied to most revenue and expense categories. The following table shows inflation estimates made by economists at some noted institutions and corporations.

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Table 10-4   Inflation Estimates
--------------------------------------------------------------------------------

                                      Projected Increase in Consumer Price Index
                                      (Annualized Rate Versus 12 Months Earlier)
                                      ------------------------------------------
                                                   November        May
Source                                             of 1996       of 1997
--------------------------------------------------------------------------------
Maureen Allyn, Scudder Stevens Clark                  3.1 %         2.3 %
Wayne Angell, Bear Stearns                            3.0           3.2
Richard Berner, Mellon Bank                           2.9           2.8
David Berson, Fannie Mae                              2.9           2.8
David Blitzer, S&P                                    3.0           2.7
Paul Boltz, T. Rowe Price                             3.2           3.5
David Bostian, Herzog, Heine, Geduld                  2.9           2.5
Philip Braverman, DKB Securities                      3.0           2.8
William Brown, J.P. Morgan                            3.3           3.2
Rosanne Cahn, CS First Boston                         3.1           2.6
James Coons, Huntington National Bank                 3.2           3.0
Michael Cosgrove, The Econoclast                      3.2           3.3
Dewey Daane, Vanderbilt University                    3.4           3.6
Robert Dederick, Northern Trust                       3.1           3.4
W.Dudley, Goldman Sachs                               3.4           3.2
Michael Englund, MMS Intl.                            3.2           3.3
Michael Evans, Evans Group                            3.0           3.0
Gail Fosler, Conference Board                         3.5           3.6
Maury Harris, Paine Weber, Inc.                       2.8           2.8
Tracy Herrick, Jefferies & Co.                        3.2           3.6
Stuart Hoffman, PNC Bank                              3.1           2.8
William Hummer, Wayne Hummer                          2.9           3.0
Edward Hyman, ISI Group                               2.8           2.1
Saul Hymans, University of Michigan                   2.7           1.7
Mieczyslaw Karczmar, Deutsche Bank                    2.8           3.2
Kurt Karl, WEFA Group                                 2.6           2.3
Irwin Kellner, Chase Manhattan Bank                   2.6           2.3
D. Laufenberg, Amer. Exp. Finl. Adv.                  3.2           3.4
Michelle Laughlin, Sanwa Securities                   3.0           3.2
Carol Leisenring, CoreStates Financial                2.7           2.5
Richard Lemmon, General Motors                        3.0           3.0
Mickey Levy, NationsBank Capital Markets              2.6           2.4
David Littmann, Comerica                              3.1           3.0
John Lonski, Moody's Investors Service                3.3           3.2
Paul McCulley, UBS Securities                         3.0           2.8
John McDevitt, 3M                                     2.6           2.5
Arnold Moskowitz, Moskowitz Capital                   3.1           3.5
John Mueller, LBMC, Inc.                              3.2           2.5
David Munro, High Frequency Econ.                     3.0           2.5
Carl Palash, MCM MoneyWatch                           3.0           3.0
Nicholas Perna, Fleet Financial Group                 3.3           3.3
Elliott Platt, Donaldson Lufkin                       2.8           2.0
Maria F. Ramirez, MF Ramirez                          3.0           3.0
Donald Ratajczak, Georgia State University            3.0           3.3
David Resler, Nomura Securities International         2.9           2.6
Allan Reynolds, Hudson Institute                      3.3           3.6
Richard Rippe, Prudential Securities                  3.1           3.3
A. Gary Schilling, Schilling & Co.                    3.0           3.0
Allen Sinai, Lehman Brothers                          3.2           3.4
James Smith, University of North Carolina             2.1           1.9
Susan Sterne, Economic Analysis                       2.5           2.5
Donald Straszheim, Merrill Lynch                      2.7           2.3
Thomas Synott III, U.S. Trust Company                 3.3           3.4
John Williams, Bankers Trust                          3.0           3.1
Raymond Worseck, A.G. Edwards                         3.6           3.3
David Wyss, DRI/McGraw-Hill                           3.0           2.5
Edward Yardeni, Deutsche Morgan Grenfell              2.2           2.0
Mark Zandi, Regional Financial Associates             3.0           3.2
                                                     -----         -----
                  Average                             3.0 %         2.9 %

                    Source: Wall Street Journal, July 1, 1996

--------------------------------------------------------------------------------

HVS International, Mineola, New York          Income Capitalization Approach  95
--------------------------------------------------------------------------------

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     HVS
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International
=============


The preceding table shows inflation forecasts averaging 3.0% through November of 1996 and 2.9% through May of 1997. Most of the economists in the sample estimate inflation rates ranging from 2.5% to 3.4% for the 12-month period, although several anticipate levels of slightly greater than 3.4%. As a further check on these inflation projections, we have reviewed historical increases in the Consumer Price Index.

Because the value of real estate is predicated on cash flows over a relatively long period, inflation should be considered from a long-term perspective. Between 1986 and 1994, the national CPI increased at an average annual compounded rate of 3.8%. In consideration of these historical trends, the projections set forth above, and our assessment of probable property appreciation levels, we have selected an annual stabilized inflation rate of 3.0% in 1998, increasing to 3.5% annually thereafter.

One of the exceptions to this general inflation assumption is the projected growth in average rate. As noted earlier, increases in the subject property's room rate are projected as follows.

================================================================================
Table 10-5  Projected Growth in Average Rate
--------------------------------------------------------------------------------

                                               Increase From
                Year                           Previous Year
        ----------------------------------------------------------
                1997                                --- %
                1998                                3.0
                1999                                3.5
                2000                                3.5
             Thereafter                             3.5

--------------------------------------------------------------------------------

Using these inflation assumptions, the base-year income and expense statement (which is expressed in 1996 dollars) is inflated to arrive at projections. Each revenue and expense category will be projected using the inflated base statement to determine the fixed-and-variable component relationships.

HVS International, Mineola, New York          Income Capitalization Approach  96
--------------------------------------------------------------------------------

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     HVS
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International
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Rooms Revenue

Rooms revenue is determined by two variables: occupancy and average rate. Earlier in this report, we estimated the subject property's occupancy and average rate as follows.

================================================================================
Table 10-6  Projected Occupancy and Average Rate
--------------------------------------------------------------------------------

                                                1997              Stabilized
     -----------------------------------------------------------------------
     Forecast of Occupancy Percentage           64.0 %               57.0 %
     Forecast of Average Rate                 $55.08               $56.73

--------------------------------------------------------------------------------

Rooms revenue is calculated as follows.

================================================================================
Table 10-7  Forecast of Rooms Revenue
--------------------------------------------------------------------------------

                                                       Number       Forecast of
 Calendar     Projected       Average      Number      of Days     Rooms Revenue
  Years       Occupancy      Room Rate    of Units     in Year        (+,000)
--------------------------------------------------------------------------------

   1997            64 %   x   $ 55.08   x    117    x    365    =    $ 1,505
Stabilized         57     x     56.73   x    117    x    365    =      1,381
   1999            57     x     58.72   x    117    x    365    =      1,429

--------------------------------------------------------------------------------

Telephone Revenue

Telephone revenue is generated by hotel guests who charge local and long-distance calls to their rooms, and by individuals who use the property's public telephones. Prior to the de-regulation of the telephone industry in the early 1980s, hotels were limited to a 15% commission on long-distance calls, a mark-up that allowed few profits. De-regulation and the development of sophisticated call-accounting equipment have resulted in profitable telephone departments. State-of-the-art equipment is capable of least-cost routing, automatic price billing, and posting telephone charges to guest folios. Hotels can select among various long-distance services, and can also work with any one of a number of Alternative Operator Services (AOS). These systems route and price calls, and may provide additional services.

In recent years, the hospitality industry has experienced diverging trends with respect to telephone revenue. Prices per call have increased, in some cases dramatically, yielding departmental profits as high as 50% to 55%.

HVS International, Mineola, New York          Income Capitalization Approach  97
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     HVS
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International
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However, the number of long-distance calls billed per occupied room has declined as a result of the extensive use of long-distance carrier services that can be accessed locally or through a toll-free number. When guests charge long-distance calls to their personal or business accounts in this manner, the hotel loses the revenue associated with long-distance tariffs and mark-ups, and receives only an access fee.

Most telephone revenue varies directly with changes in occupancy. However, there is a small fixed component consisting of public telephone revenue, which is primarily generated by individuals using the hotel's food, beverage, and meeting facilities. Using this fixed-and-variable relationship, the subject property's telephone revenue is projected as follows.

================================================================================
Table 10-8  Forecast of Telephone Revenue
--------------------------------------------------------------------------------

                                                      1997           Stabilized
--------------------------------------------------------------------------------
Total Telephone Revenue (+,000)                    $      54         $      50
Percent of Total Revenue                                 3.3%              3.3%
Amount Per Available Room                          $     462         $     427
Amount Per Occupied Room                           $    1.98         $    2.05

--------------------------------------------------------------------------------

Other Income

Other income is derived from sources other than guestrooms, food and beverages, and telephone services. Depending on the type of hotel and the facilities and amenities offered, other income may include the following items.

o Rentals - stores, office space, concession space, showcases, clubs, and storage.

o Commissions from auto rentals, photography, telegrams, and vending services.

o Concessions - revenue derived from charges for the privilege of operating departments that could be operated by the hotel. Gift shops, barber shops, and beauty salons are often operated as concessions.

o     Laundry, dry cleaning, and fax services.

o Cash discounts earned - discounts from creditors' accounts for payment within the discount period. This item does not include trade discounts, which are a deduction from the cost of goods sold.

HVS International, Mineola, New York          Income Capitalization Approach  98
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     HVS
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International
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o     Electronic games and pinball machines.

o     Forfeited advance deposits and guaranteed no-shows.

o Service charges - service charges that are added to a customer's account but are not paid to service personnel.

o     Interest income - interest from house accounts.

o     Salvage - revenue from the sale of old or obsolete items.

Other income is highly sensitive to changes in occupancy and slightly correlated to food and beverage volume. In the subject property's case, other income is entitled, "Rental, Laundry, and Misc." in the Howard Johnson's operating statements. Using this fixed-and-variable relationship, the subject property's other income is projected as follows.

================================================================================
Table 10-9  Forecast of Other Income  (Rental, Laundry, Misc. Revenue)
--------------------------------------------------------------------------------

                                                      1997           Stabilized
--------------------------------------------------------------------------------
Total Rental, Laundry, Misc. Revenue (+,000)       $      59         $      59
Percent of Total Revenue                                 3.6%              3.9%
Amount Per Available Room                          $     504         $     504
Amount Per Occupied Room                           $    2.16         $    2.42

--------------------------------------------------------------------------------

Restaurant rent has historically been considered a separate other-income line item. According to the subject property's contract with the restaurant tenant, the lessee agrees and will continue to agree to pay the subject property a minimum guaranteed rental of $35,000 until the expiration of the contract. Therefore, our forecast for the restaurant rent revenue will remain stable into the future. The expiration date of the aforementioned contract extends past the immediate projection period.

HVS International, Mineola, New York          Income Capitalization Approach  99
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     HVS
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International
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================================================================================
Table 10-10  Forecast of Restaurant Rent Revenue
--------------------------------------------------------------------------------

                                                      1997           Stabilized
--------------------------------------------------------------------------------
Total Restaurant Rent (+,000)                      $      35         $      35
Percent of Total Revenue                                 2.1%              2.3%
Amount Per Available Room                          $     299         $     299
Amount Per Occupied Room                           $    1.28         $    1.44

--------------------------------------------------------------------------------

Rooms Expense

Rooms expense consists of items related to the sale and upkeep of guestrooms and public space. Salaries, wages, and employee benefits account for a substantial portion of this category. Although payroll varies somewhat with occupancy (because managers can schedule maids, bell personnel, and house cleaners to work when demand requires), much of a hotel's payroll is fixed. Front desk personnel, public area cleaners, the housekeeper, and other supervisors must be maintained at all times. As a result, salaries, wages, and employee benefits are only moderately sensitive to changes in occupancy.

Commissions represent remuneration to travel agents for booking rooms. Because these fees are based on a percentage of rooms revenue, they are highly dependent on occupancy and rate. Reservations is a similar expense that reflects the cost of a franchise reservation system that typically bills as a percentage of rooms revenue. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are only slightly affected by changes in volume. In light of these considerations, we project the subject property's rooms expense as follows.

================================================================================
Table 10-11  Forecast of Rooms Expense
--------------------------------------------------------------------------------

                                                      1997           Stabilized
--------------------------------------------------------------------------------
Total Rooms Expense (+,000)                        $     310         $     306
Percent of Rooms Revenue                                20.6%             22.2%
Amount per Available Room                          $   2,650         $   2,615
Amount per Occupied Room                           $   11.34         $   12.57

--------------------------------------------------------------------------------

HVS International, Mineola, New York         Income Capitalization Approach  100
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     HVS
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International
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Telephone Expense

Telephone expense consists of all costs associated with this department. In the case of small hotels with automated systems, the operation of telephones may be an additional responsibility of front desk personnel; however, most large properties employ full-time operators.

The bulk of the telephone expense consists of the cost of local and long-distance calls billed by the telephone companies that provide these services. Because most calls are made by in-house guests, these costs are moderately correlated to occupancy. Unless a particular hotel department incurs high expenses, use of telephone services by hotel employees is charged to this account. The remaining costs, which include salaries, wages, printing, and other expenses, are moderately fixed. The following table illustrates our forecast of telephone expense.

================================================================================
Table 10-12  Forecast of Telephone Expense
--------------------------------------------------------------------------------

                                                      1997           Stabilized
--------------------------------------------------------------------------------
Total Telephone Expense (+,000)                    $      28         $      28
Percent of Telephone Revenue                            51.9%             56.0%
Amount per Available Room                          $     239         $     239
Amount per Occupied Room                           $    1.02         $    1.15

--------------------------------------------------------------------------------

Other Income Expense

Other income expense consists of costs associated with other income, and is dependent on the nature of the revenue. For example, if a hotel leases its gift shop to an outside operator, the expenses are limited to items such as rental fees and commissions. If the property operates its own gift shop, both revenues and expenses will be higher, and the hotel is responsible for the cost of goods sold, payroll, and so forth. Using a fixed-and-variable forecasting model, we project the subject property's other income expense, specifically rental, laundry, and miscellaneous expense, as follows.

HVS International, Mineola, New York         Income Capitalization Approach  101
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     HVS
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International
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================================================================================
Table 10-13 Forecast of Other Income Expense  (Rental, Laundry, & Misc. Expense)
--------------------------------------------------------------------------------

                                                      1997           Stabilized
--------------------------------------------------------------------------------
Total Rental, Laundry, Misc. Expense (+,000)       $      32         $      32
Percent of Rental, Laundry, Misc. Revenue               54.2%             54.2%
Amount per Available Room                          $     274         $     274
Amount per Occupied Room                           $    1.17         $    1.31

--------------------------------------------------------------------------------

Administrative and General Expense

Administrative and general expense includes the salaries and wages of all administrative personnel who are not directly associated with a particular department. Expense items related to the management and operation of the property are also allocated to this category.

Most administrative and general expenses are relatively fixed. The exceptions are cash overages and shortages; commissions on credit card charges; provision for doubtful accounts, which are moderately affected by the number of transactions or total revenue; and salaries, wages, and benefits, which are very slightly influenced by volume.

In recent years, several new items have been added to the administrative and general expense category. Human resources includes the cost of recruiting, relocating, and training personnel. Security consists of the cost of contract security for the property and related expenses.

The general insurance category includes premiums for liability, fidelity, life, theft coverage, and business interruption insurance. Fire and extended-coverage insurance on the building and contents is a separate insurance expense category. Liability insurance covers third-party actions involving bodily injury and personal property, and is typically based on rooms receipts, meeting and banquet income, and food and beverage revenue. Factors that may have an impact on a hotel's liability expense include the size of the meeting, banquet, and restaurant facilities; the ratio between the amount of alcohol served and total food and beverage sales; the presence of a dance floor; a high-rise structure; a swimming pool; life safety support systems; and the guest transportation services provided by the hotel. The following table illustrates our forecast of administrative and general expense.

HVS International, Mineola, New York         Income Capitalization Approach  102
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     HVS
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International
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================================================================================
Table 10-14  Forecast of Administrative and General Expense
--------------------------------------------------------------------------------

                                                      1997           Stabilized
--------------------------------------------------------------------------------
Total Administrative & General Expense (+,000)     $     169         $     169
Percentage of Total Revenue                             10.2%             11.1%
Amount per Available Room                          $   1,444         $   1,444
Amount per Occupied Room                           $    6.18         $    6.94

--------------------------------------------------------------------------------

Management Fee

Management expense consists of the basic fee paid to the type of company that is anticipated to operate the subject property. Some companies provide management services alone, while others also provide a brand name affiliation. When a management company has no brand identification, the property owner often acquires a franchise that provides the necessary image and recognition. Although most hotel management companies employ a fee schedule that includes a basic fee (usually a percentage of total revenue) and an incentive fee (usually a percentage of defined profit), the incentive portion is often subordinated to debt service and does not appear in a forecast of net income before debt service. Basic hotel management fees are almost always based on a percentage of total revenue, which means they have no fixed component.

Although the incentive fee does not decrease the cash flow available for debt service, it does reduce the potential cash flow to equity, and must be accounted for in the valuation process. Generally, the most appropriate procedure for handling the impact of the incentive fee on the equity component is to use the projected net income before debt service and incentive fee, but adjust the equity dividend or yield rate upward to reflect this added management cost. The adjusted equity dividend and yield rates will be described later in this section.

The subject property is operated by Remington Employers Corporation. Management fees for Remington equal 3% of total revenue. Based on our review of the current market for management contracts, we are of the opinion that this fee is consistent with prevailing market terms. Applying this management fee structure to the projection of total revenue yields the following forecast of the subject property's management fee.

HVS International, Mineola, New York         Income Capitalization Approach  103
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     HVS
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International
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================================================================================
Table 10-15  Forecast of Management Fee  (+,000)
--------------------------------------------------------------------------------

                                                      1997           Stabilized
--------------------------------------------------------------------------------
Management Fee Expense                             $      50         $      46

--------------------------------------------------------------------------------

Marketing Expense

Marketing expense consists of all costs associated with advertising, sales, and promotion; these activities are intended to attract and retain customers. Marketing can be used to create an image, develop customer awareness, and stimulate patronage of a property's various facilities.

The marketing category is unique in that all expense items, with the exception of fees and commissions, are totally controlled by management. Most hotel operators establish an annual marketing budget that sets forth all planned expenditures. If the budget is followed, total marketing expenses can be projected accurately.

Marketing expenditures are unusual because although there is a lag period before results are realized, the benefits are often extended over a long period. Depending on the type and scope of the advertising and promotion program implemented, the lag time can be as short as a few weeks or as long as several years. However, the favorable results of an effective marketing campaign tend to linger, and a property often enjoys the benefits of concentrated sales efforts for many months.

Marketing expense can be divided into five categories: sales, reservations, advertising and merchandising, other marketing activities, and fees and commissions. Together, these categories include all marketing efforts made by hotel personnel and outside parties. Marketing expenses are fixed, with the exception of reservations, fees, and commissions, which are calculated as a percentage of rooms revenue.

Based on the location of the subject property, the local market for transient accommodations, the competitive environment, and the hotel's anticipated market segmentation, we have developed the following marketing forecast using a fixed-and-variable component model.

HVS International, Mineola, New York         Income Capitalization Approach  104
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     HVS
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International
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================================================================================
Table 10-16  Forecast of Marketing Expense
--------------------------------------------------------------------------------

                                                      1997           Stabilized
--------------------------------------------------------------------------------
Total Marketing Expense (+,000)                    $      81         $      80
Percentage of Total Revenue                              4.9%              5.2%
Amount per Available Room                          $     692         $     684
Amount per Occupied Room                           $    2.96         $    3.29

--------------------------------------------------------------------------------

Franchise Fee

Franchise expense represents the fees paid to Howard Johnson Franchise System, Inc. for the use of the company's name, trade marks, and service marks. The following table illustrates the projection of the subject property's franchise fee.

================================================================================
Table 10-17  Forecast of Franchise Fee  (+,000)
--------------------------------------------------------------------------------

                                                      1997           Stabilized
--------------------------------------------------------------------------------
Franchise Fees Expense                             $      60         $      55

--------------------------------------------------------------------------------

Property Operations and Maintenance

Property operations and maintenance expense is another expense category that is largely controlled by management. Except for repairs that are necessary to keep the facility open and prevent damage (e.g., plumbing, heating, and electrical items), most maintenance can be deferred for varying lengths of time.

Maintenance is an accumulating expense. If management elects to postpone performing a required repair, they have not eliminated or saved the expenditure; they have only deferred payment until a later date. A lodging facility that operates with a lower-than-normal maintenance budget is likely to accumulate a considerable amount of deferred maintenance.

The age of a lodging facility has a strong influence on the required level of maintenance. A new or thoroughly renovated property is protected for several years by modern equipment and manufacturers' warranties. However, as a hostelry grows older, maintenance expenses escalate. A well-organized preventive maintenance system often helps delay deterioration, but most facilities face higher property operations and maintenance costs each year,

HVS International, Mineola, New York         Income Capitalization Approach  105
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     HVS
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International
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regardless of the occupancy trend. The quality of initial construction can also have a direct impact on future maintenance requirements. The use of high-quality building materials and construction methods generally reduces the need for maintenance expenditures over the long term.

Property operations and maintenance is considered an operating expense; as such, it includes only those components that can be expensed, rather than capitalized, under Internal Revenue Service regulations. For example, if a table leg is broken, the repair of that leg is considered an expense and is chargeable to property operations and maintenance. If the table is replaced, it becomes a capital expenditure and does not appear under the property operations and maintenance category. Appraisers account for capital replacement of items such as furniture and equipment in the reserve for replacement account, which is discussed later in this section. Property operations and maintenance costs are relatively fixed, and are projected as follows.

================================================================================
Table 10-18  Forecast of Property Operations and Maintenance Expense
--------------------------------------------------------------------------------

                                                      1997           Stabilized
--------------------------------------------------------------------------------
Total Property Oper. & Maint. Expense (+,000)      $      86         $      86
Percentage of Total Revenue                              5.2%              5.6%
Amount per Available Room                          $     735         $     735
Amount per Occupied Room                           $    3.15         $    3.53

--------------------------------------------------------------------------------

Energy Expense

The energy consumption of a lodging facility takes several forms, including water and space heating, air conditioning, lighting, cooking fuel, and other miscellaneous power requirements. The most common sources of hotel energy are electricity, natural gas, fuel oil, and steam. This category also includes the cost of water service.

Total energy cost depends on the source and quantity of fuel used. Electricity tends to be the most expensive source, followed by oil and gas. Although all hotels consume a sizable amount of electricity, many properties supplement their energy requirements with less expensive sources, such as gas and oil, for heating and cooking.

A large portion of a hostelry's energy consumption is relatively fixed. Restaurants, kitchens, public areas, and corridors must be continually lighted

HVS International, Mineola, New York         Income Capitalization Approach  106
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     HVS
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International
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and climate-controlled, regardless of occupancy. The energy cost of an additional occupied room (i.e., a few hours of light, television, heat, or air conditioning) is minimal. The following table presents our forecast of the subject property's energy expense.

================================================================================
Table 10-18  Forecast of Energy Expense
--------------------------------------------------------------------------------

                                                      1997           Stabilized
--------------------------------------------------------------------------------
Total Energy Expense (+,000)                         $   152           $   155
Percentage of Total Revenue                              9.2%             10.2%
Amount per Available Room                            $ 1,299           $ 1,325
Amount per Occupied Room                             $  5.56           $  6.37

--------------------------------------------------------------------------------

Property Taxes

The estimate of property taxes was detailed in a previous section of this report. The following table summarizes these projections.

================================================================================
Table 10-20  Forecast of Property Taxes  (+,000)
--------------------------------------------------------------------------------

                                                      1997           Stabilized
--------------------------------------------------------------------------------
Forecast of Property Taxes                           $ 107             $ 111

--------------------------------------------------------------------------------

Insurance Expense

The insurance expense category consists of the cost of insuring the hotel and its contents against damage or destruction by fire, weather, sprinkler leakage, boiler explosion, plate glass breakage, and so forth. It does not include liability coverage, which is a component of administrative and general expense.

Insurance rates are based on many factors, including building design and construction, fire detection and extinguishing equipment, fire district, distance from the firehouse, and the area's fire experience. Insurance expenses do not vary with occupancy.

Based on historical levels, we project the subject property's insurance expense at approximately $38,000 in 1997 (the first projection period). In subsequent years, this amount is assumed to increase in tandem with inflation. The following table outlines our projection of insurance expense.

HVS International, Mineola, New York         Income Capitalization Approach  107
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     HVS
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International
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================================================================================
Table 10-21  Forecast of Insurance Expense  (+,000)
--------------------------------------------------------------------------------

                                                      1997           Stabilized
--------------------------------------------------------------------------------
Forecast of Insurance Expense                         $ 38              $ 39

--------------------------------------------------------------------------------

Reserve for Replacement

Furniture, fixtures, and equipment are essential to the operation of a lodging facility, and their quality often influences a property's class. This category includes all non-real estate items that are capitalized, rather than expensed. The furniture, fixtures, and equipment of a hotel are exposed to heavy use and must be replaced at regular intervals. The useful life of these items is determined by their quality, durability, and the amount of guest traffic and use.

Periodic replacement of furniture, fixtures, and equipment is essential to maintain the quality, image, and income-producing potential of a lodging facility. Because capitalized expenditures are not included in the operating statement but nevertheless affect an owner's cash flow, an appraisal should reflect these expenses in the form of an appropriate reserve for replacement.

Our industry experience indicates that a reserve for replacement of 3% to 5% of total revenue is generally sufficient to provide for the timely replacement of furniture, fixtures, and equipment. Because the reserve for replacement is based on a percentage of total revenue, it has no fixed component.

Based on an analysis of comparable lodging facilities, we believe that a reserve for replacement of 4% of total revenue is sufficient to provide for the periodic replacement of the subject property's furniture, fixtures, and equipment. This amount is consistent with the reserve account contributions currently made by the hotel. The following table summarizes the projected reserve for replacement.

================================================================================
Table 10-22  Forecast of Reserve for Replacement  (+,000)
--------------------------------------------------------------------------------

                                                      1997           Stabilized
--------------------------------------------------------------------------------
Reserve for Replacement Expense                       $ 66              $ 61

--------------------------------------------------------------------------------

HVS International, Mineola, New York         Income Capitalization Approach  108
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     HVS
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International
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Equipment Rental

The Howard Johnson lists a separate fixed expense item called equipment rental. According to management, this line item represents the money expended on a newly installed front desk system. The equipment expense item is currently recorded in the subject property's 1995 operating statement at $5,000. This amount is expected to remain fairly stable, increasing into the future at the rate of inflation.

================================================================================
Table 10-23  Forecast of Equipment Rental  (+,000)
--------------------------------------------------------------------------------

                                                      1997           Stabilized
--------------------------------------------------------------------------------
Equipment Rental Expense                              $ 5               $ 5

--------------------------------------------------------------------------------

Summary of Projections

Based on the preceding analysis, we have formulated a forecast of income and expense. The table on the following page presents a detailed forecast through the stabilized year, including amounts per available room (PAR) and per occupied room (POR). For the purpose of comparison, this table also presents the subject property's most recent full year of operating history. The second table illustrates our ten-year forecast of income and expense in less detail. The forecasts pertain to calendar operating years beginning January 1997, and are expressed in inflated dollars for each year.

HVS International, Mineola, New York         Income Capitalization Approach  109
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     HVS
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International
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================================================================================
Table 10-24  Detailed Forecast of Income and Expense through the Stabilized Year and Most Recent Operating History: Howard Johnson - Middletown, Middletown, New York
--------------------------------------------------------------------------------

                                 Historical Operating Results
                               -------------------------------
Calendar Years:                  1995                              1997                          Stabilized
Number of Rooms:                  117                               117                                 117
Occupancy:                      60.9%                             64.0%                               57.0%
Average Rate:                  $49.86                            $55.08                              $56.73
Days Open:                        365                               365                                 365
Occupied Rooms:                25,719   %Gross    PAR      POR   27,331   %Gross    PAR      POR     24,342   %Gross    PAR      POR
------------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                       $1,282    90.0%  $10,961  $49.86  $1,505    91.0%  $12,863  $55.07    $1,381    90.5% $11,803  $56.73
   Telephone                       41     2.8       346    1.57      54     3.3       462    1.98        50     3.3      427    2.05
   Rental, Laundry, Misc.          66     4.7       567    2.58      59     3.6       504    2.16        59     3.9      504    2.42
   Restaurant Rent                 36     2.5       305    1.39      35     2.1       299    1.28        35     2.3      299    1.44
     Total Revenues             1,425   100.0    12,179   55.40   1,653   100.0    14,128   60.48     1,525   100.0   13,034   62.65
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                          255    19.9     2,182    9.93     310    20.6     2,650   11.34       306    22.2    2,615   12.57
   Telephone                       22    53.1       184    0.84      28    51.9       239    1.02        28    56.0      239    1.15
   Rental, Laundry, Misc.          30    44.5       252    1.15      32    54.2       274    1.17        32    54.2      274    1.31
     Total Dept. Expenses         306    21.5     2,618   11.91     370    22.4     3,162   13.54       366    24.0    3,128   15.04
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME             1,119    78.5     9,561   43.49   1,283    77.6    10,966   46.94     1,159    76.0    9,906   47.61
------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General       147    10.3     1,254    5.71     169    10.2     1,444    6.18       169    11.1    1,444    6.94
   Management Fee                  43     3.0       366    1.66      50     3.0       427    1.83        46     3.0      393    1.89
   Marketing                       51     3.6       438    1.99      81     4.9       692    2.96        80     5.2      684    3.29
   Franchise Fees                  40     2.8       344    1.57      60     3.6       513    2.20        55     3.6      470    2.26
   Property Oper. & Maint.         65     4.6       555    2.52      86     5.2       735    3.15        86     5.6      735    3.53
   Energy                         122     8.6     1,043    4.74     152     9.2     1,299    5.56       155    10.2    1,325    6.37
     Total Operating Expenses     468    32.9     4,000   18.19     598    36.1     5,111   21.88       591    38.7    5,051   24.28
------------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                      651    45.6     5,561   25.30     685    41.5     5,855   25.06       568    37.3    4,855   23.33
------------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                 113     8.0       969    4.41     107     6.5       915    3.91       111     7.3      949    4.56
   Insurance                       34     2.4       295    1.34      38     2.3       325    1.39        39     2.6      333    1.60
   Reserve for Replacement         57     4.0       487    2.22      66     4.0       564    2.41        61     4.0      521    2.51
   Equipment Rental                 5     0.3        42    0.19       5     0.3        43    0.18         5     0.3       43    0.21
      Total                       210    14.7     1,793    8.16     216    13.1     1,846    7.90       216    14.2    1,846    8.87
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                     $  441    30.9     3,768  $17.14  $  469    28.4   $ 4,009  $17.16    $  352    23.1  $ 3,009  $14.46
====================================================================================================================================
Telephone/Rooms                  3.2%                              3.6%                                3.6%


Calendar Years:                  1999                              2000                                2001
Number of Rooms:                  117                               117                                 117
Occupancy:                      57.0%                             57.0%                               57.0%
Average Rate:                  $58.72                            $60.77                              $62.90
Days Open:                        365                               365                                 365
Occupied Rooms:                24,342   %Gross    PAR      POR   24,342   %Gross    PAR      POR     24,342   %Gross    PAR      POR
------------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                       $1,429     90.6% $12,214  $58.71   $1,479    90.7% $12,641  $60.76    1,531     90.7% $13,085  $62.90
   Telephone                       52      3.3      444    2.14       54     3.3      462    2.22       56      3.3      479    2.30
   Rental, Laundry, Misc.          61      3.9      521    2.51       63     3.9      538    2.59       66      3.9      564    2.71
   Restaurant Rent                 35      2.2      299    1.44       35     2.1      299    1.44       35      2.1      299    1.44
     Total Revenues             1,577    100.0   13,479   64.79    1,631   100.0   13,940   67.00    1,688    100.0   14,427   69.35
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                          317     22.2    2,709   13.02      328    22.2    2,803   13.47      339     22.1    2,897   13.93
   Telephone                       29     55.8      248    1.19       30    55.6      256    1.23       31     55.4      265    1.27
   Rental, Laundry, Misc.          33     54.1      282    1.36       35    55.6      299    1.44       36     54.5      308    1.48
     Total Dept. Expenses         379     24.0    3,239   15.57      393    24.1    3,359   16.15      406     24.1    3,470   16.68
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME             1,198     76.0   10,239   49.22    1,238    75.9   10,581   50.86    1,282     75.9   10,957   52.67
------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General       175     11.1    1,496    7.19      181    11.1    1,547    7.44      188     11.1    1,607    7.72
   Management Fee                  47      3.0      402    1.93       49     3.0      419    2.01       51      3.0      436    2.10
   Marketing                       83      5.3      709    3.41       86     5.3      735    3.53       89      5.3      761    3.66
   Franchise Fees                  57      3.6      487    2.34       59     3.6      504    2.42       61      3.6      521    2.51
   Property Oper. & Maint.         89      5.6      761    3.66       92     5.6      786    3.78       95      5.6      812    3.90
   Energy                         161     10.2    1,376    6.61      166    10.2    1,419    6.82      172     10.2    1,470    7.07
     Total Operating Expenses     612     38.8    5,231   25.14      633    38.8    5,410   26.00      656     38.8    5,607   26.95
------------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                      586     37.2    5,009   24.07      605    37.1    5,171   24.85      626     37.1    5,350   25.72
------------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                 115      7.3      983    4.72      119     7.3    1,017    4.89      123      7.3    1,051    5.05
   Insurance                       40      2.5      342    1.64       42     2.6      359    1.73       43      2.5      368    1.77
   Reserve for Replacement         63      4.0      538    2.59       65     4.0      556    2.67       68      4.0      581    2.79
   Equipment Rental                 6      0.4       51    0.25        6     0.4       51    0.25        6      0.4       51    0.25
      Total                       224     14.2    1,915    9.20      232    14.2    1,983    9.53      240     14.2    2,051    9.86
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                     $  362     23.0  $ 3,094  $14.87   $  373    22.9  $ 3,188  $15.32   $  386     22.9  $ 3,299  $15.86
====================================================================================================================================
Telephone/Rooms                  3.6%                               3.7%                              3.7%

* Departmental expense ratios are expressed as a percentage of departmental revenues.

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Table 10-25  Ten-Year Forecast of Income and Expense:  Howard Johnson -
             Middletown, Middletown, New York
--------------------------------------------------------------------------------

Calendar Years:                   1997                1998                1999               2000               2001
                                ---------------     ---------------     ---------------    ---------------    ---------------
Number of Rooms:                   117                 117                 117                117                117
Occupied Rooms:                 27,331              24,342              24,342             24,342             24,342
Occupancy:                       64.0%    % of       57.0%    % of       57.0%    % of      57.0%    % of      57.0%    % of
Average Rate:                   $55.08    Gross     $56.73    Gross     $58.72    Gross    $60.77    Gross    $62.90    Gross
---------------------------     ---------------     ---------------     ---------------    ---------------    ---------------
REVENUE
   Rooms                        $1,505     91.0%    $1,381     90.5%    $1,429     90.6%   $1,479     90.7%   $1,531     90.7%
   Telephone                        54      3.3         50      3.3         52      3.3        54      3.3        56      3.3
   Rental, Laundry, Misc.           59      3.6         59      3.9         61      3.9        63      3.9        66      3.9
   Restaurant Rent                  35      2.1         35      2.3         35      2.2        35      2.1        35      2.1
      Total                      1,653    100.0      1,525    100.0      1,577    100.0     1,631    100.0     1,688    100.0
---------------------------     ---------------     ---------------     ---------------    ---------------    ---------------
DEPARTMENTAL EXPENSES *
   Rooms                           310     20.6        306     22.2        317     22.2       328     22.2       339     22.1
   Telephone                        28     51.9         28     56.0         29     55.8        30     55.6        31     55.4
   Rental, Laundry, Misc.           32     54.2         32     54.2         33     54.1        35     55.6        36     54.5
      Total                        370     22.4        366     24.0        379     24.0       393     24.1       406     24.1
---------------------------     ---------------     ---------------     ---------------    ---------------    ---------------
DEPARTMENTAL INCOME              1,283     77.6      1,159     76.0      1,198     76.0     1,238     75.9     1,282     75.9
---------------------------     ---------------     ---------------     ---------------    ---------------    ---------------
OPERATING EXPENSES
   Administrative & General        169     10.2        169     11.1        175     11.1       181     11.1       188     11.1
   Management Fee                   50      3.0         46      3.0         47      3.0        49      3.0        51      3.0
   Marketing                        81      4.9         80      5.2         83      5.3        86      5.3        89      5.3
   Franchise Fees                   60      3.6         55      3.6         57      3.6        59      3.6        61      3.6
   Property Oper. & Maint.          86      5.2         86      5.6         89      5.6        92      5.6        95      5.6
   Energy                          152      9.2        155     10.2        161     10.2       166     10.2       172     10.2
      Total                        598     36.1        591     38.7        612     38.8       633     38.8       656     38.8
---------------------------     ---------------     ---------------     ---------------    ---------------    ---------------
HOUSE PROFIT                       685     41.5        568     37.3        586     37.2       605     37.1       626     37.1
---------------------------     ---------------     ---------------     ---------------    ---------------    ---------------
FIXED EXPENSES
   Property Taxes                  107      6.5        111      7.3        115      7.3       119      7.3       123      7.3
   Insurance                        38      2.3         39      2.6         40      2.5        42      2.6        43      2.5
   Reserve for Replacement          66      4.0         61      4.0         63      4.0        65      4.0        68      4.0
   Equipment Rental                  5      0.3          5      0.3          6      0.4         6      0.4         6      0.4
      Total                        216     13.1        216     14.2        224     14.2       232     14.2       240     14.2
---------------------------     ---------------     ---------------     ---------------    ---------------    ---------------
NET INCOME                      $  469     28.4%    $  352     23.1%    $  362     23.0%   $  373     22.9%   $  386     22.9%
===========================     ===============     ===============     ===============    ===============    ===============


Calendar Years:                   2002                2003               2004               2005               2006
                                ---------------     ---------------    ---------------    ---------------    ---------------
Number of Rooms:                   117                 117                117                117                117
Occupied Rooms:                 24,342              24,342             24,342             24,342             24,342
Occupancy:                       57.0%    % of       57.0%     % of     57.0%    % of      57.0%    % of      57.0%    % of
Average Rate:                   $65.10    Gross     $67.38    Gross    $69.74    Gross    $72.18    Gross    $74.71    Gross
---------------------------     ---------------     ---------------    ---------------    ---------------    ---------------
REVENUE
   Rooms                        $1,585     90.8%    $1,640     90.9%   $1,698     90.9%   $1,757     91.0%   $1,818     91.0%
   Telephone                        58      3.3         60      3.3        62      3.3        64      3.3        66      3.3
   Rental, Laundry, Misc.           68      3.9         70      3.9        73      3.9        75      3.9        78      3.9
   Restaurant Rent                  35      2.0         35      1.9        35      1.9        35      1.8        35      1.8
      Total                      1,746    100.0      1,805    100.0     1,868    100.0     1,931    100.0     1,997    100.0
---------------------------     ---------------     ---------------    ---------------    ---------------    ---------------
DEPARTMENTAL EXPENSES *
   Rooms                           351     22.1        364     22.2       376     22.1       389     22.1       403     22.2
   Telephone                        32     55.2         33     55.0        34     54.8        36     56.3        37     56.1
   Rental, Laundry, Misc.           37     54.4         38     54.3        40     54.8        41     54.7        43     55.1
      Total                        420     24.1        435     24.1       450     24.1       466     24.1       483     24.2
---------------------------     ---------------     ---------------    ---------------    ---------------    ---------------
DEPARTMENTAL INCOME              1,326     75.9      1,370     75.9     1,418     75.9     1,465     75.9     1,514     75.8
---------------------------     ---------------     ---------------    ---------------    ---------------    ---------------
OPERATING EXPENSES
   Administrative & General        194     11.1        201     11.1       208     11.1       215     11.1       223     11.2
   Management Fee                   52      3.0         54      3.0        56      3.0        58      3.0        60      3.0
   Marketing                        92      5.3         96      5.3        99      5.3       102      5.3       106      5.3
   Franchise Fees                   63      3.6         66      3.7        68      3.6        70      3.6        73      3.7
   Property Oper. & Maint.          98      5.6        102      5.7       105      5.6       109      5.6       113      5.7
   Energy                          178     10.2        184     10.2       191     10.2       197     10.2       204     10.2
      Total                        677     38.8        703     39.0       727     38.8       751     38.8       779     39.1
---------------------------     ---------------     ---------------    ---------------    ---------------    ---------------
HOUSE PROFIT                       649     37.1        667     36.9       691     37.1       714     37.1       735     36.7
---------------------------     ---------------     ---------------    ---------------    ---------------    ---------------
FIXED EXPENSES
   Property Taxes                  127      7.3        132      7.3       136      7.3       141      7.3       146      7.3
   Insurance                        45      2.6         46      2.5        48      2.6        50      2.6        51      2.6
   Reserve for Replacement          70      4.0         72      4.0        75      4.0        77      4.0        80      4.0
   Equipment Rental                  6      0.3          6      0.3         7      0.4         7      0.4         7      0.4
      Total                        248     14.2        256     14.2       266     14.2       275     14.2       284     14.2
---------------------------     ---------------     ---------------    ---------------    ---------------    ---------------
NET INCOME                      $  401     23.0%    $  411     22.8%   $  425     22.8%   $  439     22.7%   $  451     22.6%
===========================     ===============     ===============    ===============    ===============    ===============

* Departmental expense ratios are expressed as a percentage of departmental revenues

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The conversion of a property's projected net income into an estimate of value is based on the premise that investors typically purchase real estate with a small amount of equity cash (25% to 40%) and a large amount of mortgage financing (60% to 75%). The amounts and terms of available mortgage financing and the rates of return that are required to attract sufficient equity capital form the basis for allocating the net income between the mortgage and equity components and deriving a value estimate.

Mortgage Component

Data for the mortgage component may be developed from statistics of actual hotel mortgages made by long-term lenders. The American Council of Life Insurance, which represents 20 large life insurance companies, publishes quarterly information pertaining to the hotel mortgages issued by its member companies. The following table summarizes the average mortgage interest rates of the hotel loans made by these lenders. In addition, the A corporate bond yield (as reported by Moody's Bond Record) is shown for the purpose of comparison.

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Table 10-26  Average Mortgage Interest Rates and Average A Corporate Bond Yields
--------------------------------------------------------------------------------

                                        Average        Average A Corporate
              Year                   Interest Rate         Bond Yield
      ----------------------------------------------------------------------
        1st Quarter 1996                 7.79 %               7.37 %
        4th Quarter 1995                 8.44                 7.28
        3rd Quarter 1995                 8.61                 7.67
        2nd Quarter 1995                 9.25                 7.87
        1st Quarter 1995                 9.14                 8.50
        3rd Quarter 1994                 9.64                 8.48
        2nd Quarter 1994                 9.38                 8.28
        4th Quarter 1993                 9.38                 7.80
        3rd Quarter 1993                 8.41                 7.28
        2nd Quarter 1993                10.53                 9.65
        4th Quarter 1992                 9.43                 8.48
        3rd Quarter 1992                 9.99                 8.38
        2nd Quarter 1992                 9.47                 8.79
        1st Quarter 1992                10.02                 8.81
        4th Quarter 1991                10.49                 8.97
        3rd Quarter 1991                10.03                 9.29
        2nd Quarter 1991                10.75                 9.45
        3rd Quarter 1990                10.47                 9.89
        2nd Quarter 1990                10.58                 9.83
        4th Quarter 1989                 9.96                 9.42
        3rd Quarter 1989                 9.55                 9.46
        2nd Quarter 1989                10.54                 9.93
        1st Quarter 1989                10.39                10.16
        4th Quarter 1988                10.07                10.03
        3rd Quarter 1988                10.66                10.51
        2nd Quarter 1988                10.09                10.33
        4th Quarter 1987                10.41                10.45
        3rd Quarter 1987                10.00                 9.95
        2nd Quarter 1987                 9.81                 9.46
        1st Quarter 1987                 9.43                 9.19
        4th Quarter 1986                 9.44                 9.55
        3rd Quarter 1986                 9.56                 9.71
        2nd Quarter 1986                 9.80                 9.91
        1st Quarter 1986                10.99                10.62

        Sources: American Council of Life Insurance; Moody's Bond Record

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Because of the six- to nine-month lag time in reporting and publishing hotel mortgage statistics, it is necessary to update this information to reflect current lending practices. Research by HVS International indicates that there is a close mathematical relationship between the average interest rate of a hotel mortgage and the concurrent yield on an average A corporate bond. Through a regression analysis, this relationship is expressed as follows.

                            Y = 2.76078 + 0.782280 X

      Where:   Y  =  Estimated Hotel/Motel Mortgage Interest Rate
               X  =  Current Average A Corporate Bond Yield
                     (Coefficient of correlation is 96.4%)

The yield on A corporate bonds for the third quarter of 1996, as reported by Moody's Bond Record, was 7.91%. Using a factor of 7.91% in the equation presented above produces an estimated hotel/motel interest rate of 8.95%.

In addition to the mortgage interest rate estimate derived from this regression analysis, HVS International constantly monitors the terms of hotel mortgage loans made by our institutional lending clients. In the past year, we have noted an increase in the availability of debt financing, and many lenders have returned to the market. The current level of lending activity represents a significant increase from the restricted environment of the early 1990s. Nonetheless, the market for hotel mortgage loans remains somewhat tight, particularly when compared to the conditions that prevailed in the mid-to late 1980s. In the current lending climate, strong hotel projects that are structured on an economic basis can secure mortgage financing at interest rates ranging from 8% to 11%, depending on the property, location, affiliation, and operator.

In the 1980s, when hotel mortgages were widely available, loan-to-value ratios typically ranged from 75% to 80%. Amortization schedules were generally based on 30 years, although the term of the loan was more likely to be seven to ten years. The few loans that were underwritten in the early 1990s were based on far more stringent parameters: loan-to-value ratios declined to a range of 50% to 65%, and amortization periods of 20 to 25 years were most common.

With the recent reemergence of hotel financing, loan-to-value requirements and amortization schedules have loosened somewhat. At present, we find

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that lenders who are active in the market are using loan-to-value ratios of 65% to 75%, and amortization periods of 25 to 30 years. The exact terms offered depend on specific factors such as the property's location, the age and quality of the physical facility, local hostelry market conditions, and (perhaps more significantly) the profile of the borrower. The strongest projects typically command the highest loan-to-value ratios.

Based on the preceding analysis of the current lodging industry mortgage market and adjustments for specific factors such as the property's location and conditions in the local hotel market, it is our opinion that a 9.5% interest, 20-year amortization mortgage with a 0.111856 constant is appropriate for the subject property. We believe that a mortgage lender will lend up to 70% of the hotel's market value as determined by this appraisal.

Equity Component

The remaining capital required for a hotel investment generally comes from the equity investor. The rate of return that an equity investor expects over a ten-year holding period is known as the equity yield. Unlike the equity dividend, which is a short-term rate of return, the equity yield specifically considers a long-term holding period (generally ten years), annual inflation-adjusted cash flows, property appreciation, mortgage amortization, and proceeds from a sale at the end of the holding period.

It is difficult to quantify the rate of return required by equity investors who are seeking to purchase hotel properties. To establish an appropriate equity yield rate, HVS International uses two sources of data: past appraisals and investor interviews.

Past Appraisals - During the past 12 months, HVS International has appraised more than 400 hotels, including properties located in most major national markets. Each appraisal used a similar mortgage-equity approach in which income is projected and then discounted to a current value at rates reflecting the cost of debt and equity capital. In the case of hotels that were sold subsequent to our valuations, we are able to determine an appropriate equity yield rate by excluding incentive management fees from the projection of income and expense, inserting the projection into a valuation model, and adjusting the appraised value to reflect the actual sales price by modifying the return assumptions. The following table shows a representative sample of hotels that were sold shortly after we appraised them, along with the imputed equity return based on our valuation approach.

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Table 10-27  Sample of Hotels Sold
--------------------------------------------------------------------------------

                                                            No. of    Date of                      Overall   Total Property   Equity
Hotel                            City and State              Rooms      Sale        Sales Price      Rate        Yield        Yield
------------------------------------------------------------------------------------------------------------------------------------
Ritz-Carlton                     Phoenix, AZ                  281       2/94       $ 23,000,000      11.0%       14.6%         21.7%
Marriott Marina                  Fort Lauderdale, FL          580       2/94         40,000,000      12.2        16.4          26.7
Holiday Inn                      Edison, NJ                   274       3/94         11,803,000       7.8        17.0          26.3
Crescent Hotel                   Phoenix, AZ                  342       3/94         26,000,000       6.5         7.2           2.2
Checkers Hotel Kempinski         Los Angeles, CA              173       4/94         12,750,000       3.0        18.3          27.0
Best Western Fireside Inn        Cambria, CA                   46       4/94          3,377,000      11.7        15.8          24.3
Phoenician Resort                Phoenix, AZ                  580       4/94        224,000,000       6.6         9.3           8.9
Newark-Fremont Hilton            Newark, CA                   300       5/94          8,950,000       8.8        14.9          20.7
Radisson Inn                     Orlando, FL                  299       5/94         11,150,000      12.9        18.0          28.2
Westin Kauai                     Lihue, Kauai, HI             840       6/94         97,400,000      (1.9)        8.1           7.2
Residence Inn                    Binghamton, NY                72       6/94          6,325,000      10.8        13.9          21.9
Hotel Millenium                  New York, NY                 561       6/94         75,000,000       9.5        14.1          23.0
Best Western Otay Valley         Chula Vista, CA              120       7/94          2,350,000      13.2        21.1          31.8
Hampton Inn                      Islandia, NY                 121       7/94          6,572,000      12.6        16.6          28.2
Hampton Inn                      Willow Grove, PA             150       7/94         10,220,000      11.0        14.3          23.0
Hampton Inn                      West Palm Beach, FL          136       7/94          4,220,000      10.8        10.8          14.3
Hampton Inn                      Naples, FL                   107       7/94          5,700,000      11.4        11.5          24.9
Hampton Inn                      Albany, NY                   126       7/94          9,204,000       9.3        11.5          15.8
Marriott Hotel                   South Bend, IN               299       7/94         11,500,000      10.5        13.2          18.9
Marriott SFO                     Burlingame, CA               684       8/94         61,700,000      10.2        13.2          19.0
Westfields Conference Center     Chantilly, VA                340       8/94         46,000,000      12.3        15.9          25.3
Radisson Mark Resort             Vail, CO                     349       9/94         25,200,000       8.9        15.8          24.1
Marriott East Side               New York, NY                 664      10/94         55,000,000       8.5         9.7          11.1
Marriott Resort                  Vail, CO                     349      10/94         25,200,000      14.2        18.9          30.5
Marriott Quorum                  Addison, TX                  547      10/94         29,815,000      13.5        18.2          31.8
Sheraton Hotel                   Hasbrouck Heights, NJ        338      11/94         10,450,000      18.3        21.1          30.7
Sheraton Inn                     Napa, CA                     191      12/94          9,968,000       8.9        13.7          19.8
Marriott Fisherman's Wharf       San Francisco, CA            255      12/94         27,755,000      10.8        13.4          19.4
Marriott Hotel                   Portland, OR                 503      12/94         45,000,000      12.9        17.4          30.0
Radisson Inn                     Springfield, MO              199      12/94          5,800,000       8.2        10.1          11.3
Williamsburg Hilton              Williamsburg, VA             291      12/94         15,000,000      15.4        19.0          32.0
Marriott Tech Center             Denver, CO                   625      12/94         36,000,000      13.7        16.4          27.1
Holiday Inn Sunspree             Singer Island, FL            222      12/94         11,900,000       8.6        10.6          12.4
The Plaza                        New York, NY                 805       6/95        325,000,000       7.0        11.0          14.0
Fullerton Suites                 Fullerton, CA                 96       5/95          5,000,000      12.9        18.7          28.5
Residence Inn                    Baton Rouge, LA               80       6/95          6,518,000      12.7        14.8          21.2
Residence Inn                    Overland Park, KS            112       6/95          8,500,000       8.9        14.7          20.8
Residence Inn                    Des Moines, IA               112       6/95          7,660,000       9.8        14.1          19.6
Residence Inn                    Hunt Valley, MD               96       6/95          6,580,000      12.3        13.6          18.3
Residence Inn                    Kansas City, MO              112       6/95          6,560,000      10.4        13.2          19.8
Residence Inn                    Lincoln, NE                  120       6/95          7,100,000      10.0        13.7          18.5
Embassy Suites                   Schaurmburg, IL              209      12/95         17,800,000      10.0        13.5          18.9
Marriott Hotel                   Andover, MA                  293      12/95         24,000,000       9.7        13.5          19.2
Doubletree Suites                Valley Forge, PA             229      12/95         28,500,000      10.7        14.2          15.5
Marriott Hotel                   Tysons Corner, VA            390      12/95         41,100,000      10.7        13.1          18.0
Marriott Hotel                   Warner Center, CA            461      12/95         57,900,000       6.2        11.6          14.2
Hilton at the Club               Pleasanton, CA               294      12/95         22,000,000      10.5        13.4          17.0

                            Source: HVS International

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Investor Interviews - HVS International is in constant contact with numerous institutional and individual hotel investors. This source of equity funds has definite return requirements that can be expressed as an equity yield rate based on a ten-year projection of net income before incentive management fees but after debt service. Based on our surveys and investor interviews, the following table illustrates the range of equity yields generally required by individual and institutional investors.

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Table 10-28  Equity Yield Requirements
--------------------------------------------------------------------------------
                  Source                        Equity Yield Requirement
                  ------                        ------------------------
                  Individual                           20% - 24%
                  Institution                          18% - 22%
--------------------------------------------------------------------------------

Based on the assumed 70% loan-to-value ratio, the risk inherent in achieving the projected income stream, and the age, condition, and anticipated market position of the subject property, it is our opinion that an equity investor is likely to require an equity yield rate of 22% before payment of incentive management fees. This estimate is well supported by the equity yield requirements presented previously.

Terminal Capitalization Rate

Inherent in this valuation process is the assumption of a sale at the end of the ten-year holding period. The estimated reversionary sales price as of that date is calculated by capitalizing the projected 11th-year net income by an overall terminal capitalization rate. A percentage for the seller's brokerage and legal fees is deducted from this sales price, and the net proceeds to the equity interest (also known as the equity residual) are calculated by deducting the outstanding mortgage balance from the reversion.

To estimate a property's reversionary value, the appraiser must select a terminal capitalization rate and an allocation for brokerage and legal fees. The terminal capitalization rate is an overall rate that is applied to one stabilized year, and thus, it inherently incorporates the cost of debt and equity capital. The terminal capitalization rate can be derived through a mortgage and equity band of investment technique which calculates the weighted average cost of the capital used in a hotel investment. Combining the mortgage financing terms derived previously (namely, a 70% loan-to-value ratio and a

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0.111856 debt service constant) with a cash-on-cash equity dividend rate of 12% produces the following overall capitalization rate.

                           Percent of       Rate of       Weighted
                             Value          Return         Average
                           ----------       -------       --------
         Mortgage             0.7      x   0.111856   =    0.07830
         Equity               0.3      x   0.078299   =    0.02349
                                                           -------
              Overall Capitalization Rate                  0.10179

Because this overall rate will be used to capitalize net income ten years from the date of value, an upward adjustment is appropriate to reflect the uncertainty inherent in this extended period. For the purpose of this valuation, we will use a terminal capitalization rate of 12%.

As a point of reference, the terminal capitalization rate can be compared to the going-in rate implied by the subject property's estimated value. The going-in rate reflects the capitalization rate that would be applicable if the hotel were operating at a stabilized level as of the date of value. This rate is calculated by dividing the stabilized net income (expressed in current dollars as of the date of value) by the value indicated by the income capitalization approach. Generally, the terminal capitalization rate is approximately 100 to 200 basis points above the going-in rate.

Summary of Valuation Variables

The following table summarizes the valuation variables that have been used to estimate the subject property's value via the income capitalization approach.

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Table 10-29  Summary of Valuation Variables
--------------------------------------------------------------------------------

Annual Net Income                            NI            See Ten-Year Forecast
Loan-to-Value Ratio                          M                    70.0%
Interest Rate                                i                     9.5%
Debt Service Constant                        f                 0.111856
Equity Yield                                 Ye                   22.0%
Brokerage and Legal Fees                     b                     3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years           fp                0.155277
Terminal Capitalization Rate                 Rr                   11.5%

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Valuation of the Mortgage and Equity Components

The valuation of the mortgage and equity components is accomplished through use of an algebraic equation that calculates the exact amount of debt and equity that the hotel will be able to support based on the anticipated cash flow (derived from the forecast of income and expense) and the specific return requirements demanded by the mortgage lender (interest) and the equity investor (equity yield). The equation and the calculations associated with this simultaneous valuation formula are set forth in the Addenda to this report.

Using the variables summarized above, we estimate the value of the subject property via the income capitalization approach at $3,129,000.

Proof of Value

The value is proven by calculating the yields to the mortgage and equity components during the projection period. If the mortgagee achieves a 9.5% yield and the equity yield is 22%, then $3,129,000 is the correct value by the income capitalization approach. Using the assumed financial structure set forth in the previous calculations, market value can be allocated between the debt and equity as follows.

         Mortgage Component             (70%)          $ 2,191,000
         Equity Component               (30%)              939,000
                                                       -----------
            Total                                      $ 3,129,000

The annual debt service is calculated by multiplying the mortgage component by the mortgage constant.

         Mortgage Component                            $ 2,191,000
         Mortgage Constant                                0.111856
                                                       -----------
            Annual Debt Service                        $   245,076

The cash flow to equity is calculated by deducting the debt service from the projected net income before debt service.

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Table 10-30  Forecast of Net Income to Equity
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                      Net Income
                    Available for        Total Annual        Net Income
       Year          Debt Service        Debt Service         to Equity
--------------------------------------------------------------------------------
       1997           $ 469,000     -     $ 245,000     =     $ 224,000
       1998             352,000     -       245,000     =       107,000
       1999             362,000     -       245,000     =       117,000
       2000             373,000     -       245,000     =       128,000
       2001             386,000     -       245,000     =       141,000
       2002             401,000     -       245,000     =       156,000
       2003             411,000     -       245,000     =       166,000
       2004             425,000     -       245,000     =       180,000
       2005             439,000     -       245,000     =       194,000
       2006             451,000     -       245,000     =       206,000

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The equity residual at the end of the tenth year is calculated as follows.

         Reversionary Value  ($467,000 / 0.115 )         $ 4,061,000
         Less: Brokerage and Legal Fees                      122,000
               Mortgage Balance                            1,578,000
                                                         -----------
                   Net Sale Proceeds to Equity           $ 2,361,000

The overall property yield (before debt service), the yield to the lender, and the yield to the equity position have been calculated by computer with the following results.

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Table 10-31  Overall Property Yields
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                                                      Projected Yield
                                                 (Internal Rate of Return)
Position                         Value          Over 10-Year Holding Period
--------------------------------------------------------------------------------
Total Property                $3,138,000                    14.2%
Mortgage                       2,196,000                     9.4
Equity                           941,000                    22.0

Note: Whereas the mortgage constant and value are calculated on the basis of monthly mortgage payments, the mortgage yield in this proof assumes single annual payments. As a result, the proof's derived yield may be slightly less than that actually input.

--------------------------------------------------------------------------------

The following tables demonstrate that the property receives its anticipated yields, proving that the $3,129,000 value is correct, based on the assumptions used in this approach.

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Table 10-32  Total Property Yield
--------------------------------------------------------------------------------

              Net Income Before   Present Worth of $1           Discounted
      Year      Debt Service        Factor @ 14.2%              Cash Flow
--------------------------------------------------------------------------------
      1997      $   469,000      x      0.875715       =       $   411,000
      1998          352,000      x      0.766878       =           270,000
      1999          362,000      x      0.671567       =           243,000
      2000          373,000      x      0.588101       =           219,000
      2001          386,000      x      0.515009       =           199,000
      2002          401,000      x      0.451002       =           181,000
      2003          411,000      x      0.394949       =           162,000
      2004          425,000      x      0.345863       =           147,000
      2005          439,000      x      0.302878       =           133,000
      2006        4,390,000 *    x      0.265235       =         1,164,000
                                                               -----------
                                 Total Property Value          $ 3,129,000

     * 10th year net income of $451,000 plus sales proceeds of $ 3,939,000

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Table 10-33  Mortgage Component Yield
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                Total Annual      Present Worth of $1           Discounted
      Year      Debt Service        Factor @ 9.4%               Cash Flow
--------------------------------------------------------------------------------
      1997      $   245,000      x      0.914275       =       $   224,000
      1998          245,000      x      0.835899       =           205,000
      1999          245,000      x      0.764242       =           187,000
      2000          245,000      x      0.698728       =           171,000
      2001          245,000      x      0.638830       =           157,000
      2002          245,000      x      0.584066       =           143,000
      2003          245,000      x      0.533997       =           131,000
      2004          245,000      x      0.488221       =           120,000
      2005          245,000      x      0.446368       =           109,000
      2006        1,823,000 *    x      0.408103       =           744,000
                                                               -----------
                               Value of Mortgage Component     $ 2,191,000

 *10th year debt service of $245,000
      plus outstanding mortgage balance of $ 1,578,000

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Table 10-34  Equity Component Yield
--------------------------------------------------------------------------------

                Net Income        Present Worth of $1           Discounted
      Year      to Equity           Factor @ 22.0%              Cash Flow
--------------------------------------------------------------------------------
      1997    $   224,000        x      0.819654       =       $   184,000
      1998        107,000        x      0.671832       =            72,000
      1999        117,000        x      0.550669       =            64,000
      2000        128,000        x      0.451358       =            58,000
      2001        141,000        x      0.369957       =            52,000
      2002        156,000        x      0.303237       =            47,000
      2003        166,000        x      0.248549       =            41,000
      2004        180,000        x      0.203724       =            37,000
      2005        194,000        x      0.166983       =            32,000
      2006      2,567,000 *      x      0.136868       =           351,000
                                                               -----------
                                Value of Equity Component      $   938,000

 *10th year net income to equity of $206,000
      plus sales proceeds of $ 2,361,000

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Valuation Method Two: Discounted Cash Flow

The total property yield derived from the previous valuation method was 14.2%. After reviewing the total property yields indicated by recent hotel sales, which ranged from 7.2% to 21.1%, it is our opinion that a 14% discount factor would be appropriate for the Howard Johnson - MiddletownHoward Johnson - Middletown. The following table illustrates the discounted cash flow analysis using a 14% discount factor.

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Table 10-35  Discounted Cash Flow Analysis
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                                      Discount
       Calendar           Net          Factor             Discounted
         Year           Income         @ 14.0%            Cash Flow
      --------------------------------------------------------------
         1997       $   469,000        0.87719           $   411,404
         1998           352,000        0.76947               270,853
         1999           362,000        0.67497               244,340
         2000           373,000        0.59208               220,846
         2001           386,000        0.51937               200,476
         2002           401,000        0.45559               182,690
         2003           411,000        0.39964               164,251
         2004           425,000        0.35056               148,988
         2005           439,000        0.30751               134,996
         2006         4,390,043 *      0.26974             1,184,187


                                 Estimated Market Value: $ 3,163,030
                                                  (Say): $ 3,200,000

                               Reversion Analysis
11th Year's Net Income                $   467,000
Capitalization Rate                         11.5%

Total Sales Proceeds                  $ 4,060,870
Less:  Broker & Legal @ 3.0%              121,826
                                      -----------
         Net Sales Proceeds           $ 3,939,043

      *10th year net income of $451,000 plus sales proceeds of $ 3,939,043

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Conclusion

Based on our extensive experience in the hotel industry and comprehensive support provided by literature published by the Appraisal Institute, it is our opinion that the valuation procedure embodied by Method One most closely reflects the investment rationale of typical hotel buyers. As stated in the textbook entitled, Hotels and Motels: A Guide to Market Analysis,

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Investment Analysis and Valuations,(1) Method Two (which discounts the projected net income and reversion using an overall discount rate, or total property yield) "does not consider the impact of mortgage debt, leverage and the specific equity demands of typical hotel investors. . . . This technique is simple but less reliable because the derivation of the discount rate has little support." In light of this consideration, we have relied on the $3,129,000 value conclusion indicated by Method One.


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

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11.   Sales Comparison Approach

The sales comparison approach is based on the assumption that an informed purchaser will pay no more for a property than the cost to acquire an existing property with equal utility. This approach estimates market value by considering the sales prices indicated by recent transactions involving properties that are similar to the property being appraised. Dissimilarities are resolved with appropriate adjustments; these differences may pertain to the date of sale, the age of the property, location, construction, condition, layout, equipment, size, or external economic factors. The reliability of the sales comparison approach depends on three factors:

1.    the availability of timely, comparable sales data;

2. an understanding of the true terms of the sales and the motivation of the buyer and seller;

3. the degree of comparability, or the extent of the adjustments needed to reflect differences between the subject property and the comparable property.

In appraising lodging facilities, it is often difficult to find an adequate number of recent sales involving hotels that are truly comparable to the subject property. Consequently, it may be necessary to consider transactions involving properties in different market areas, and the required adjustments greatly diminish the reliability of the conclusions. Moreover, it is virtually impossible for an observer to determine the true motivations of the buyers and sellers involved in transactions. Hotel acquisition often represents a highly ego-driven process in which a number of external, non-market factors influence the purchase price. Unless the appraiser can quantify these influences, there is no way of knowing whether the purchase price paid actually reflects market value. A final consideration is the degree of similarity between the subject property and the comparable; in most cases, the differences are significant enough to require numerous subjective and unsubstantiated adjustments. Each adjustment represents a potential for error,

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and thereby diminishes the reliability of this approach. As a result of these shortcomings, the use of the sales comparison approach in valuing hotels is primarily as a check against the value indicated by the income capitalization approach.

Hotel values declined in many areas of the country during the late 1980s and early 1990s, although a rebound began in 1994 and 1995. The downturn, which began in most markets in 1988, was largely attributable to lower operating incomes caused by an oversupply of new hotel rooms constructed during the mid-1980s. Overbuilding resulted in flat or declining average rates and occupancies, which caused revenues to fall. A number of other factors exacerbated the situation. The national recession caused a drop in demand in many markets during the early 1990s, and the Persian Gulf War created a virtual freeze on travel in the beginning of 1991, further limiting hotel demand. Operating costs continued to rise despite poor market conditions, resulting in a decline in the net operating income of hotels throughout the nation. Because operating costs have a large fixed component, many lodging facilities experienced precipitous drops in net income.

As bottom-line profits eroded, many hotels were unable to meet debt service, and hundreds of properties entered foreclosure or bankruptcy. Lenders and government agencies soon became hotel owners. Because most financial institutions were preoccupied with their distressed real estate, very little mortgage capital was available and the nation suffered from a well-publicized credit crunch. Most hotel transactions that occurred during the early 1990s were financed by the property owners, who, in most cases, were lenders.

In the early 1990s, the primary market participants were owner-operators with the expertise to turn around under-performing properties. Hotels were out of favor with passive investors as a result of the industry's poor operating performance and the uncertainty of future appreciation. The wide disparity in buyer and seller expectations also limited the number of transactions. Many sellers were unwilling to accept the fact that the market value of their hotel investments had declined below the cost of the project or the original investment. Moreover, many owners were faced with a significant tax burden upon sale, further reducing their willingness to settle for a price that was below the original acquisition cost.

As a result of these market forces, there was very little sales activity involving large, high-quality hotels. The primary difficulty was the lack of

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properties available for sale; owners who were not forced to sell opted to wait for prices to recover. The few hotels that did enter the market generally attracted 15 to 20 interested bidders, mostly consisting of owner-operators. As a result of the competition for these few assets, the prices of better-quality hotels began to escalate rapidly. In response, more sellers have been encouraged to place their products on the market.

An indicator of this market trend is the number of hotel sales that have occurred during the past few years. HVS International tracks major hotel transactions of more than $10,000,000 on an annual basis. In 1992, the number of major transactions was 67; a slightly lower level of 52 was registered in 1993. This total increased significantly (to 92) in 1994, and the 1995 total is estimated to have been 104.

In tandem with escalating prices, hotels are again being considered by traditional financing sources, which had virtually abandoned the hospitality industry by the early 1990s. Although many lenders are still approaching the market with a high degree of caution, it is now possible to obtain third-party financing for hotel transactions. The mortgage loans that are now being made are subject to fairly stringent requirements: loan-to-value ratios remain in the 65% to 75% range. The qualification of the borrower is also a crucial consideration for most lenders.

We believe that the upward trend in both pricing and sales activity will continue as financing becomes more available and additional buyers (particularly passive investors) enter the market. Consequently, it is important to consider the date of the transactions used in the sales comparison approach. When the comparable sales are not recent enough to provide an accurate picture of the current market, it may be necessary to make upward adjustments to the values indicated by the sales comparison and income capitalization approaches in recognition of the recent escalation.

Comparable Sales

Based on information provided by the Hospitality Market Data Exchange and compiled by the six offices of HVS International, the following transactions involved hotels that appear to have some degree of comparability to the subject property.

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                     Sale #1:
                     --------
                     Property:            Super 8
                     Location:            1220 Dual Highway
                                          Hagerstown, MD
                     Date of Sale:        September, 1995
                     Sales Price:         $1,585,000
                     Grantor:             Rivett Group
                     Grantee:             Mijoe, Inc.
                     Year Opened:         1984
                     Number of Rooms:     62
                     Price per Room:      $25,565

                     Sale #2:
                     --------
                     Property:            Ramada Inn

                     Location:            798 E I-10 Service Road
                                          Slidell, LA
                     Date of Sale:        March, 1995
                     Sales Price:         $3,850,000
                     Grantor:             Sydnay Day
                     Grantee:             Capstar Hotels
                     Year Opened:         1978
                     Number of Rooms:     140
                     Price per Room:      $27,500

                     Sale #3:
                     --------
                     Property:            Econo Lodge
                     Location:            2451 Riva Road
                                          Annapolis, MD
                     Date of Sale:        October, 1995
                     Sales Price:         $2,260,000
                     Grantor:             NA
                     Grantee:             NA
                     Year Opened:         1984
                     Number of Rooms:     69
                     Price per Room:      $32,753

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                     Sale #4:
                     --------
                     Property:            Quality Inn
                     Location:            6111 Arlington Boulevard
                                          Falls Church, VA
                     Date of Sale:        August 13, 1995
                     Sales Price:         $3,000,000
                     Grantor:             Third Hotel Associates
                     Grantee:             Virginia Hospitality, Inc.
                     Year Opened:         1966
                     Number of Rooms:     108
                     Price per Room:      $27,778

In addition to considering the above recent transactions, we have also reviewed the sale of the subject property, which occurred in 1994. The details of this transaction are summarized as follows.

                     Subject Property:
                     -----------------
                     Property:            Howard Johnson - Middletown
                     Location:            551 Route 211 East
                                          Middletown, NY
                     Date of Sale:        March, 1994
                     Sales Price:         $1,696,603
                     Grantor:             Nippon Credit Bank, Ltd.
                     Grantee:             Chartwell/G.S.R. Hotels III Limited
                                          Partnership, an entity controlled by
                                          Ashford Financial Corporation
                     Year Opened:         1975
                     Number of Rooms:     117
                     Price per Room:      $17,445

In analyzing the sale of the subject property, it is important to consider the terms and conditions pertaining to the transaction. The subject property was acquired by Ashford Financial Corporation from Nippon Credit Bank, Ltd. in March of 1994 as part of a purchase of a mortgage loan secured by 15 hotel properties. The outstanding principal balance of the non-performing

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mortgage loan at the time of acquisition was $72,840,000, and the purchase price was $18,730,000. At the time of the closing, the mortgage loan was the subject of a settlement agreement between Nippon Credit Bank, Ltd. and Northeast Hotel Association, Inc., which was the owner of the subject property. The settlement agreement called for the conveyance of property deeds in lieu of foreclosure, as well as a cash payment of $2,000,000 for the settlement of guaranty obligations. The above-listed price represents an allocation of the total package price rather than a negotiated value for this single asset. Based on our understanding of the terms of this transaction, we do not believe that this sale was reflective of the market value of the individual hotel.

The relevance of the previous transaction involving the subject property is also undermined by the material change in market conditions which occurred between the date of this sale and the present date of value. Areawide occupancy and average rate have improved dramatically in the intervening months, and are forecast to continue this positive trend. As previously discussed, the market for hotel investments has also improved significantly, due to changes in lender and investor attitudes. Finally, the property itself has undergone a significant renovation, with a total of approximately $600,000 spend on upgrading the facilities and amenities. For these reasons, we are of the opinion that the 1994 sale involving the subject property is not a reliable indicator of the current value of the hotel.

Conclusion

Although the sales comparison approach may be useful in providing a value range and reflecting certain market characteristics, its applicability is limited by the numerous possible points of difference between the subject property and other hotels that have sold in recent years. These factors may include location, access, size, services and facilities offered, market conditions, chain affiliation, market orientation, management, rate structure, age, physical condition, date of sale, the highest and best use of the land, and the anticipated profitability of the operation. Circumstances surrounding a sale, such as financing terms, tax considerations, income guarantees, sales of partial interests, duress on the part of the buyer or seller, or a particular deal structure can also cause a disparity between the sales price and pure market value. Moreover, it is often difficult to determine the marketing periods that were necessary to consummate the transactions. It is extremely difficult to quantify the appropriate adjustment factors accurately because of their number and complexity, as well as the difficulty in obtaining specific,

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detailed information. Any attempt to manipulate the necessary adjustments is insupportable and purely speculative.

Because appraisers are expected to reflect the analytical processes and actions of typical buyers and sellers rather than to create a highly subjective valuation approach, the investment rationale of hotel owners is an essential consideration. As specialists in the valuation of hotels, we find that typical buyers purchase properties based on a thorough analysis of the anticipated economic benefits of property ownership, rather than on historical sales data.

In light of these factors, it is our opinion that the sales comparison approach is unsuitable for indicating a specific estimate of the subject property's market value; however, this approach may indicate a range of values that can be used to test the reasonableness of the value indicated by the income capitalization approach. Excluding the prior sale of the subject property, the sales prices range from approximately $20,700 to $32,800 per room, or $2,400,000 to $3,800,000 for the 117-unit subject property. The income capitalization approach indicates a value of $3,129,000, which falls within this range.

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12.   Cost Approach

The cost approach is founded on the principle of substitution, which implies that no prudent person will pay more for a property than the amount to acquire a site and construct a building of equal desirability and utility without undue delay. This approach estimates market value by first calculating the current cost of replacing the improvements. Appropriate deductions are made for depreciation resulting from physical deterioration, functional obsolescence, and external (economic) obsolescence, and the land value is added to the depreciated replacement cost to provide an estimate of market value. The cost approach employs the following steps.

1.    The current replacement or reproduction cost is estimated.

2. Land value is estimated using techniques such as allocation, extraction, or ground rent capitalization.

3. Accrued depreciation, which can be divided into physical deterioration, functional obsolescence, and external obsolescence, is estimated.

4. Total depreciation is deducted from the subject property's replacement cost, and the land value is added to arrive at an estimate of value via the cost approach.

When forming their purchase decisions regarding existing properties, market participants tend to consider the cost of developing a new hotel with optimal physical and functional utility. External conditions, such as the depressed market for real estate (and hotels in particular), can cause a property to be worth less than its replacement cost as new. The task of estimating the loss in value resulting from incurable functional and external obsolescence is highly subjective.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements age and begin to deteriorate, the loss in value resulting from physical obsolescence

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becomes increasingly difficult to quantify accurately. Loss in value attributable to functional obsolescence can be even more difficult to determine.

The subject property was constructed in 1975, and will be approximately 21 years old as of the date of this appraisal. Currently, the interior of the subject property is in good condition having had recent renovations to its guestrooms, meeting space and public space. However, the exterior of the Howard Johnson needs renovations to update its obsolete appearance. The depressed hotel market conditions that prevailed in the late 1980s and the early 1990s have also led to a degree of external obsolescence. In our opinion, it is impossible to identify and quantify the impact of these factors on the property's value with any accuracy, so we will only estimate the replacement cost of the subject property.

Replacement Cost

Replacement cost is the current construction cost of a building with the same utility as the subject property, but built with modern materials and according to current construction and design standards. For the purpose of estimating the replacement cost of the subject property, we have used a hotel development cost survey conducted by HVS International. This survey is published annually in a newsletter entitled, The Hotel Valuation Journal, and appeared in the May, 1995, issue of Lodging Hospitality. The survey presents the range of per-room costs associated with various components of hotel development, including the improvements, the furniture, fixtures, and equipment, pre-opening expenses, and operating capital. Statistics are compiled for three broad categories of hotels: luxury, standard, and economy. The results of this survey are presented in the following table.

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Table 12-1  Hotel Development Cost Survey  (Amounts per Room)
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                   Improvements     Furniture & Equipment    Pre-Opening     Operating Capital          Total         Percent Change
------------------------------------------------------------------------------------------------------------------------------------
1976
   Luxury       $32,000 - $55,000     $5,000 - $10,000     $1,000 - $2,000    $1,000 - $1,500     $39,000 - $68,500     ---  -  ---
   Standard      20,000 -  32,000      3,000 -   6,000        750 -  1,000       750 -  1,000      24,500 -  40,000     ---  -  ---
   Economy        8,000 -  15,000      2,000 -   4,000        500 -  1,000       500 -    750      11,000 -  20,750     ---  -  ---
1979
   Luxury        36,000 -  65,000      8,000 -  15,000      1,500 -  3,000     1,500 -  2,000      47,000 -  85,000     6.8  -  8.0
   Standard      25,000 -  36,000      5,000 -  10,000      1,000 -  2,000     1,000 -  1,500      32,000 -  49,500    10.2  -  7.9
   Economy       10,000 -  20,000      3,000 -   5,000        750 -  1,000       750 -  1,000      14,500 -  27,000    10.6  - 10.0
1981
   Luxury        45,000 -  80,000     10,000 -  20,000      2,000 -  3,500     2,000 -  2,500      59,000 - 106,000    12.8  - 12.4
   Standard      25,000 -  40,000      7,000 -  13,000      1,200 -  2,500     1,200 -  2,000      34,400 -  57,500     3.8  -  8.1
   Economy       13,000 -  25,000      4,000 -   7,000        700 -  1,200       900 -  1,200      18,600 -  34,400    14.1  - 13.7
1983
   Luxury        55,000 - 100,000     12,500 -  20,000      2,300 -  4,000     2,000 -  2,800      71,800 - 126,800    10.8  -  9.8
   Standard      35,000 -  50,000      9,000 -  15,000      1,400 -  3,000     1,300 -  2,200      46,700 -  70,200    17.9  - 11.0
   Economy       18,000 -  32,000      5,000 -   8,000        800 -  1,500       900 -  1,300      24,700 -  42,800    16.4  - 12.2
1985
   Luxury        60,000 - 115,000     13,400 -  30,000      3,000 -  5,000     2,100 -  3,100      78,500 - 153,100     4.7  - 10.4
   Standard      38,000 -  57,000      9,500 -  16,500      1,900 -  3,600     1,500 -  2,500      50,900 -  79,600     4.5  -  6.7
   Economy       20,000 -  36,000      5,000 -   8,800      1,000 -  1,700     1,000 -  1,500      27,000 -  48,000     4.7  -  6.1
1986
   Luxury        62,000 - 120,000     13,700 -  30,600      3,100 -  5,200     2,300 -  3,100      81,100 - 158,900     3.3  -  3.8
   Standard      39,000 -  60,000      9,700 -  16,800      2,000 -  3,800     1,500 -  2,600      52,200 -  83,200     2.6  -  4.5
   Economy       21,000 -  37,000      5,100 -   9,000      1,000 -  1,800     1,100 -  1,500      28,200 -  49,300     4.4  -  2.7
1987
   Luxury        63,000 - 122,000     13,800 -  30,900      3,300 -  5,500     2,300 -  3,200      82,400 - 161,600     1.6  -  1.7
   Standard      40,000 -  61,000      9,800 -  16,800      2,100 -  3,900     1,500 -  2,600      53,400 -  84,300     2.3  -  1.3
   Economy       21,000 -  39,000      5,200 -   9,100      1,100 -  1,800     1,100 -  1,500      28,400 -  51,400     0.7  -  4.3
1988
   Luxury        65,000 - 125,000     14,000 -  31,000      3,300 -  5,500     2,300 -  3,200      84,600 - 164,700     2.7  -  1.9
   Standard      41,000 -  63,000     10,000 -  17,100      2,100 -  3,900     1,500 -  2,600      54,600 -  86,600     2.2  -  2.7
   Economy       22,000 -  40,000      5,200 -   9,100      1,100 -  1,800     1,100 -  1,500      29,400 -  52,400     3.5  -  1.9
1989
   Luxury        66,000 - 126,000     15,000 -  32,000      3,300 -  5,500     2,300 -  3,200      86,600 - 166,700     2.4  -  1.2
   Standard      41,000 -  64,000     10,500 -  18,000      2,100 -  3,900     1,500 -  2,600      55,100 -  88,500     0.9  -  2.2
   Economy       22,000 -  40,000      5,500 -   9,700      1,100 -  1,800     1,100 -  1,500      29,700 -  53,000     1.0  -  1.1
1990
   Luxury        67,000 - 128,000     15,400 -  33,000      3,500 -  5,700     2,500 -  3,500      88,400 - 170,200     2.1  -  2.1
   Standard      42,000 -  65,000     10,800 -  18,500      2,200 -  4,000     1,600 -  2,800      56,600 -  90,300     2.7  -  2.0
   Economy       22,500 -  41,000      5,600 -  10,000      1,200 -  1,800     1,200 -  1,600      30,500 -  54,400     2.7  -  2.6
1991
   Luxury        65,000 - 122,000     14,500 -  31,500      3,700 -  5,900     2,600 -  3,600      85,800 - 163,000    (2.9) - (4.2)
   Standard      40,000 -  63,000     10,000 -  17,800      2,300 -  4,200     1,700 -  2,900      54,000 -  87,900    (4.6) - (2.7)
   Economy       21,000 -  39,000      5,000 -   9,500      1,300 -  2,000     1,300 -  1,700      28,600 -  52,200    (6.2) - (4.0)
1992
   Luxury        64,000 - 120,000     14,200 -  30,900      3,800 -  6,100     2,700 -  3,700      84,700 - 160,700    (1.3) - (1.4)
   Standard      39,000 -  62,000      9,800 -  17,400      2,300 -  4,400     1,800 -  3,000      52,900 -  86,800    (2.0) - (1.3)
   Economy       21,000 -  38,000      4,900 -   9,300      1,400 -  2,100     1,300 -  1,800      28,600 -  51,200     0.0  - (1.9)
1993
   Luxury        63,000 - 119,000     14,000 -  30,500      3,900 -  6,200     2,800 -  3,800      83,700 - 159,500    (1.2) - (0.7)
   Standard      39,000 -  61,000      9,700 -  17,200      2,300 -  4,500     1,800 -  3,000      52,800 -  85,700    (0.2) - (1.3)
   Economy       21,000 -  38,000      4,900 -   9,200      1,400 -  2,100     1,300 -  1,800      28,600 -  51,100     0.0  - (0.2)
1994
   Luxury        64,000 - 121,000     14,300 -  31,100      3,900 -  6,200     2,800 -  3,800      85,000 - 162,100     1.6  -  1.6
   Standard      40,000 -  63,000     10,000 -  17,600      2,400 -  4,600     1,800 -  3,000      54,200 -  88,200     2.7  -  2.9
   Economy       22,000 -  40,000      5,100 -   9,500      1,500 -  2,200     1,300 -  1,800      29,900 -  53,500     4.5  -  4.7
1995
   Luxury        65,000 - 124,000     14,800 -  32,300      4,100 -  6,400     2,900 -  4,000      86,800 - 166,700     2.1  -  2.8
   Standard      41,000 -  65,000     10,400 -  18,300      2,500 -  4,800     1,900 -  3,100      55,800 -  91,200     3.0  -  3.4
   Economy       23,000 -  42,000      5,400 -   9,900      1,600 -  2,300     1,300 -  1,800      31,300 -  56,000     4.7  -  4.7

                    Average Annual Compounded Percent Change:

1976 - 1995:  Luxury    4.3% - 4.8%        1986 - 1995:  Luxury    0.8% -  0.5%
              Standard  4.4% - 4.4%                      Standard  0.7% -  1.0%
              Economy   5.7% - 5.4%                      Economy   1.2% -  1.4%

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HVS International, Mineola, New York                          Cost Approach  134
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As illustrated by the previous table, hotel development costs rose significantly during the late 1970s and the early 1980s; however, the rate of increase slowed substantially in 1987. In 1991, hotel development costs declined for the first time since 1976. Further drops of as much as 2.0% were registered in 1992. Between 1986 and 1990, average annual compounded increases ranged from 1.7% to 2.5%. Costs rose slowly (at average annual compounded rates ranging from 0.5% to 1.4%) between 1986 and 1995, largely as a result of the declines in 1991, 1992, and 1993. In 1995, hotel development costs started to escalate more rapidly, reaching 4.7% in the economy segment. As more hotels are developed, we expect costs to continue to rise.

Because the replacement cost tends to set the upper limit of a particular hotel's value, this figure is relevant to our analysis. We estimate the replacement cost of the subject property as follows, based on the development cost survey discussed earlier.

================================================================================
Table 12-2  Subject Property's Replacement Cost
--------------------------------------------------------------------------------

                                      Cost         No. of
   Hotel Cost                       per Room        Rooms          Total Cost
   --------------------------------------------------------------------------
   Building                         $30,000          117           $3,510,000
   FF&E                               7,000          117              819,000
   Pre-Opening                        2,000          117              234,000
   Operating Capital                  1,500          117              175,500
   --------------------------------------------------------------------------
       Totals                       $40,500                        $4,738,500

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Ground Lease Approach to Land Valuation

Land value may be estimated either by the sales comparison approach, using comparable land sales, or by the ground lease approach, which is based on the economic value generated by an improvement that represents the property's highest and best use. Because it is unusual to find recent sales of comparable vacant land that is slated for imminent hotel development, we have used the ground lease approach to determine the subject property's land value.

Hotels are often constructed on leased land, and although lease terms differ somewhat, the basis for the rental calculation is frequently tied to a percentage of revenue. By applying a typical ground lease rental formula to the

HVS International, Mineola, New York                          Cost Approach  135
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subject property's stabilized revenues, the appraiser can determine the hotel's economic rent, or what is also known as the income attributable to the land. Land value is then calculated by dividing the economic rent by an appropriate capitalization rate.

The self-adjusting aspect of this approach is key to its reliability. Because the rental formula is tied to a percentage of revenue that inherently reflects both the locational attributes of the site (occupancy and rate) and the allowable density of development, the resulting economic ground rent justly represents the greatest net return to the land over a given period. Because the Howard Johnson - Middletown appears to represent the highest and best use of the property, the ground lease approach is an appropriate method of determining land value.

We have researched long-term hotel ground leases in search of rental formulas that are based on a percentage of rooms revenue or on a combination of rooms, food, and beverage revenue. This analysis indicates that economic ground rents for hotels similar to the subject property typically range from 2.7% to 7.8% of rooms revenue. Although this range is quite broad, most of the formulas yield rental percentages of between 3% and 5% of rooms revenue.

After considering these comparable ground leases and the locational attributes of the subject property, we believe the appropriate economic ground rental percentage is 4% of stabilized rooms revenue. The subject property's stabilized rooms revenue has been deflated to reflect 1996 dollars. The following calculation shows the derivation of the subject property's economic ground rent.

      Stabilized Rooms Revenue  (1996 dollars)                 $ 1,334,300
      Rental Percentage                                               0.04
                                                               -----------
          Economic Ground Rent                                 $    53,372


Rent generated by a ground lease represents a fairly low-risk income flow. Because the tenant improvements typically amount to more than eight times the value of the land, the risk of default is low. When the ground lease terms are tied to rooms revenue, the landlord is also protected from the adverse effects of inflation. Based on these risk factors and the current cost of long-term capital, we estimate the appropriate ground rental overall capitalization rate at 4%. Applying this indicated capitalization rate to the

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subject property's economic ground rent yields the following estimate of land value.

       Economic Ground Rent          $53,372       $ 533,720
     ------------------------  =  ------------  =
       Capitalization Rate             0.10

     Estimated Land Value (Say)                    $ 530,000

A new hotel's land value typically ranges from 10% to 20% of the overall value. The estimate of land value presented above is approximately 16.9% of the subject property's total value as indicated by the income capitalization approach.

Replacement Cost

Combining the replacement cost of the property with the land value yields the subject property's total replacement cost.

================================================================================
Table 12-3  Total Replacement Cost
--------------------------------------------------------------------------------

      Cost of the Improvements and FF&E                       $ 4,738,500
      Land Value                                                  530,000
      Developer's Profit                                          526,850
                                                              -----------
          Total Replacement Cost                              $ 5,800,000

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If a property's replacement cost is significantly higher than the values indicated by the income capitalization and sales comparison approaches, it may indicate that an upward adjustment of these values is appropriate. This case would also reduce the probability of new hotel development, which is not likely to be feasible under those conditions, and would create an effective barrier to entry for new competition, thereby reducing the risk associated with the subject property's income-generating potential. An upward adjustment of the value indicated by the income capitalization approach is also justified by this barrier to entry.

We find that knowledgeable hotel buyers generally base their purchase decisions on economic factors, such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation

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estimates, it is our opinion that the cost approach is inapplicable in estimating the market value of the Howard Johnson - Middletown. However, we have estimated the subject property's replacement cost as new, which may set the upper limit of the hotel's value.

HVS International, Mineola, New York    Reconciliation of Value Indications  138
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13.   Reconciliation of Value Indications

The reconciliation, which is the last step in the appraisal process, involves summarizing and correlating the data and procedures employed throughout the analysis. The final conclusion of value is arrived at after reviewing the estimates indicated by the income capitalization, sales comparison, and cost approaches. The relative significance, applicability, and defensibility of each indicated value is considered, and the greatest weight is given to that approach deemed most appropriate for the property being appraised.

The purpose of this report is to estimate the market value of the fee simple interest in the subject property. Our appraisal involves a careful analysis of the property itself and the economic, demographic, political, physical, and environmental factors that influence real estate values. Based on the data set forth in this report, the following value indications were developed.

            Approach                            Value Indication

            Income Capitalization                  $3,129,000
            Sales Comparison                 $2,400,000 - $3,800,000
            Cost  (Replacement Cost)               $5,800,000

Income Capitalization Approach

To estimate the subject property's value via the income capitalization approach, we analyzed the local market for transient accommodations, examined the competitive environment, projected occupancy and average rate levels, and developed a forecast of income and expense that reflects anticipated income trends and cost components through a stabilized year of operation. The subject property's projected net income before debt service was then allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component was calculated; the total of the mortgage and equity components equates to the value of the property.

HVS International, Mineola, New York    Reconciliation of Value Indications  139
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Our nationwide experience indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the hotel investors who constitute the marketplace. For this reason, we believe that the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in our final estimate of the subject property's market value.

Sales Comparison Approach

The sales comparison approach uses actual sales of similar properties to provide an indication of the subject property's value. The strength of this approach is that it measures value based on the investment decisions made by actual buyers and sellers. Although we have investigated a number of sales in an attempt to develop a range of value indications, several adjustments are necessary to render the sales prices applicable to the subject property. These adjustments, which are numerous and highly subjective, diminish the reliability of the sales comparison approach. Furthermore, we find that typical hotel investors employ a sales comparison procedure only to establish broad value parameters.

The hotel sales outlined earlier in this report indicate an adjusted value range of $17,445 to $32,754 per available room. The income capitalization approach indicates a per-room value of approximately $26,818. This information suggests that a slight upward adjustment of the value indicated by the income capitalization approach may be warranted.

Value Conclusion

Careful consideration has been given to the strengths and weaknesses of the three approaches to value discussed above. In recognition of the purpose of this appraisal, we have given primary weight to the value indicated by the income capitalization approach and made some subjective adjustments based on the replacement cost estimate, the sales comparison approach, and our extensive experience in the hospitality industry. It is our opinion that the market of the fee simple interest in the Howard Johnson - Middletown - Middletown, as of January 1, 1997, is:

                                   $3,300,000

                  THREE MILLION THREE HUNDRED THOUSAND DOLLARS

The estimate of market value includes the land, the improvements, and the furniture, fixtures, and equipment. The appraisal assumes that the hotel is open and operational.

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This value estimate equates to roundly $28,205 per room, which is well supported by market sales, and which is approximately 5% higher than the value indicated by the income capitalization approach. The estimate of value assumes either the availability of third-party financing or the willingness and capability of the seller to take back purchase-money financing so that a buyer can obtain the level of debt set forth in the Income Capitalization Approach section of this appraisal.

Marketing Period

Our estimate of market value assumes a marketing period of six to nine months. Under normal economic conditions, hotels are transferred within this time frame.

Personal Property

In accordance with the appraisal standards set forth by the Office of the Comptroller of the Currency, it is necessary for bank appraisals to identify and value any personal property, fixtures, or intangible items that are included in the appraisal and discuss their impact on the overall estimate of market value. A hotel's income-generating ability depends on a suitable inventory of furniture, fixtures, and equipment. Removal of these items can decrease the property value by as much as the cost to replace the inventory plus the loss of income incurred while the hotel cannot function.

A hotel's personal property consists of a wide variety of components, including bedroom furnishings, bathroom fixtures, restaurant and kitchen equipment, front office and accounting computers, exterior signs, and similar items. Our inspection of the Howard Johnson - Middletown indicates that the personal property and fixtures are in good condition following the renovations previously mentioned in this report.

Based on an annual construction cost survey conducted by HVS International, we estimate the total replacement cost of the subject property's furniture, fixtures, and equipment at $7,000 per available room. Assuming an average useful life of ten years and an effective age of three years, the value of the furniture, fixtures, and equipment currently in place is approximately $2,100 per room, or a total of $245,700.

The Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) stipulates that ". . . any business interest or other intangible item should be valued separately within the appraisal."(1) Hotels have both


(1)   Federal Register, Vol. 55, No. 143, July 25, 1990, p. 30205.

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business and real estate components; without the business expertise necessary to operate the facility, a hostelry would have little real estate value.

Because furniture, fixtures, and equipment are essential to a hotel's income-generating ability and are seldom removed from the property or sold separately, the separation of the personal property component from the real property is not particularly meaningful.

HVS International, Mineola, New York          Statement of Assumptions and   142
                                              Limiting Conditions
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================================================================================
14.   Statement of Assumptions and Limiting Conditions

1.    This report is to be used in whole and not in part.

2. No responsibility is assumed for matters of a legal nature, nor do we render any opinion as to title, which is assumed to be marketable and free of any deed restrictions and easements. The property is valued as though free and clear unless otherwise stated.

3. We assume that there are no hidden or unapparent conditions of the sub-soil or structures, such as underground storage tanks, that would render the property more or less valuable. No responsibility is assumed for these conditions or for any engineering that may be required to discover them.

4. We have not considered the presence of potentially hazardous materials such as asbestos, urea formaldehyde foam insulation, PCBs, any form of toxic waste, polychlorinated biphengyls, pesticides, or lead-based paints. The appraisers are not qualified to detect hazardous substances, and we urge the client to retain an expert in this field if desired.

5. The Americans with Disabilities Act (ADA) became effective on January 26, 1992. We have conducted no specific compliance survey to determine whether the subject property is operating in accordance with the various detailed requirements of the ADA. It is possible that the property does not conform to the requirements of the act, and this could have an unfavorable effect on value. Because we have no direct evidence regarding this issue, our estimate of value does not consider possible non-compliance with the ADA.

HVS International, Mineola, New York          Statement of Assumptions and   143
                                              Limiting Conditions
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6. We have made no survey of the property, and we assume no responsibility in connection with such matters. Sketches, photographs, maps, and other exhibits are included to assist the reader in visualizing the property. It is assumed that the use of the land and improvements is within the boundaries of the property described, and that there is no encroachment or trespass unless noted.

7. All information, financial operating statements, estimates, and opinions obtained from parties not employed by HVS International are assumed to be true and correct. We can assume no liability resulting from misinformation.

8. Unless noted, we assume that there are no encroachments, zoning violations, or building violations encumbering the subject property.

9. The property is assumed to be in full compliance with all applicable federal, state, local, and private codes, laws, consents, licenses, and regulations (including a liquor license where appropriate), and that all licenses, permits, certificates, franchises, and so forth can be freely renewed or transferred to a purchaser.

10. All mortgages, liens, encumbrances, leases, and servitudes have been disregarded unless specified otherwise.

11. None of this material may be reproduced in any form without our written permission, and the report cannot be disseminated to the public through advertising, public relations, news, sales, or other media.

12. We are not required to testify or appear in court by reason of this analysis without previous arrangements, and only when our standard per diem fees and travel costs are paid prior to the appearance.

13. If the reader is making a fiduciary or individual investment decision and has any questions concerning the material presented in this report, it is recommended that the reader contact us.

14. We take no responsibility for any events or circumstances that take place subsequent to either the date of value or the date of our field inspection, whichever occurs first.

HVS International, Mineola, New York          Statement of Assumptions and   144
                                              Limiting Conditions
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15. The quality of a lodging facility's on-site management has a direct effect on a property's economic viability and value. The financial forecasts presented in this analysis assume responsible ownership and competent management. Any departure from this assumption may have a significant impact on the projected operating results and the value estimate.

16. The estimated operating results presented in this report are based on an evaluation of the overall economy, and neither take into account nor make provision for the effect of any sharp rise or decline in local or national economic conditions. To the extent that wages and other operating expenses may advance during the economic life of the property, we expect that the prices of rooms, food, beverages, and services will be adjusted to at least offset those advances. We do not warrant that the estimates will be attained, but they have been prepared on the basis of information obtained during the course of this study and are intended to reflect the expectations of a typical hotel buyer.

17. This analysis assumes continuation of all Internal Revenue Service tax code provisions as stated or interpreted on either the date of value or the date of our field inspection, whichever occurs first.

18. Many of the figures presented in this report were generated using sophisticated computer models that make calculations based on numbers carried out to three or more decimal places. In the interest of simplicity, most numbers have been rounded to the nearest tenth of a percent. Thus, these figures may be subject to small rounding errors.

19. It is agreed that our liability to the client is limited to the amount of the fee paid as liquidated damages. Our responsibility is limited to the client, and use of this report by third parties shall be solely at the risk of the client and/or third parties. The use of this report is also subject to the terms and conditions set forth in our engagement letter with the client.

20. Appraising hotels is both a science and an art. Although this analysis employs various mathematical calculations to provide value indications, the final estimate is subjective and may be influenced by our experience and other factors not specifically set forth in this report.

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                                              Limiting Conditions
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21. Any distribution of the total value between the land and improvements or between partial ownership interests applies only under the stated use. Moreover, separate allocations between components are not valid if this report is used in conjunction with any other analysis.

22. This study was prepared by Hospitality Valuation Services, a division of Hotel Consulting Services, Inc. All opinions, recommendations, and conclusions expressed during the course of this assignment are rendered by the staff of Hotel Consulting Services, Inc. as employees, rather than as individuals.

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15.   Certification

We, the undersigned appraisers, hereby certify:

1. that the statements and opinions presented in this report, subject to the limiting conditions set forth, are correct to the best of our knowledge and belief;

2. that Marie K. Laib personally inspected the property described in this report; Anne R. Lloyd-Jones and Stephen Rushmore participated in the analysis and reviewed the findings, but did not personally inspect the property;

3. that we have no current or contemplated interests in the real estate that is the subject of this report;

4. that we have no personal interest or bias with respect to the subject matter of this report or the parties involved;

5. that this report sets forth all of the limiting conditions (imposed by the terms of this assignment) affecting the analyses, opinions, and conclusions presented herein;

6. that the fee paid for the preparation of this report is not contingent upon our conclusions;

7. that this report has been prepared in accordance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute;

8. that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives;

9. that this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (as adopted by the Appraisal Foundation);

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10. that no one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report;

11. that as of the date of this report, Stephen Rushmore has completed the requirements of the continuing education program of the Appraisal Institute;

12. that this appraisal is not based on a requested minimum value, a specific value, or the approval of a loan.


                                       /s/ Marie K. Laib
                                       -------------------------------------
                                       Marie K. Laib
                                       Consulting and Valuation Analyst
                                       Hotel Consulting Services, Inc.


                                       /s/ Anne R. Lloyd-Jones
                                       -------------------------------------
                                       Anne R. Lloyd-Jones, CRE
                                       Senior Vice President
                                       Hotel Consulting Services, Inc.


                                       /s/ Stephen Rushmore
                                       -------------------------------------
                                       Stephen Rushmore, CRE, MAI, CHA
                                       President
                                       Hotel Consulting Services, Inc.

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

                       Main view of the Subject Property


                               [GRAPHIC OMITTED]

               North view of the central & west guestrooms wings

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

                      East view of the east guestroom wing


                               [GRAPHIC OMITTED]

                    South view of the central guestroom wing

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

                                 The front desk


                               [GRAPHIC OMITTED]

                   Typical guestroom at the Subject Property

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

                      Subject Property guestroom corridor

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

              Typical guestroom bath area at the Subject Property

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

                                 The Boardroom


                               [GRAPHIC OMITTED]

             Subject Property meeting space: Parlors A & B combined

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

                           The Courthouse restaurant

                               [GRAPHIC OMITTED]

                              The Courthouse lounge

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

                           Subject Property pool area

HVS International, Mineola, New York              Photographs of the Competition
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                               [GRAPHIC OMITTED]

                                    Days Inn

                               [GRAPHIC OMITTED]

                                  The Super 8

HVS International, Mineola, New York              Photographs of the Competition
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                               [GRAPHIC OMITTED]

                                The Holiday Inn

                          TICOR TITLE GUARANTEE COMPANY

                             SCHEDULE A DESCRIPTION

Title No.: 6194-00510

      PARCEL I:

      ALL that certain piece or parcel of land, situate in the Town of Wallkill, County of Orange, State of New York, being more accurately bounded and described as follows:

      BEGINNING at an iron rod set in the northerly line of New York State Route #211, said rod being the easterly most corner of lands now or formerly of Marine Midland Bank of Southeastern New York, N.A., Liber 1880 cp 256, and runs thence along said lands of Marine Midland, North 11 degrees 50 minutes 52 seconds West 236.9l feet, to an iron rod;

      thence along said Marine Midland, and lands now or formerly of Nasar, Liber 1597 cp 956,
      North 46 degrees 51 minutes 40 seconds West 528.63 feet;

      thence along the lands now or formerly of Middletown Motel Corporation, Liber 1964 cp 418,
      North 79 degrees 07 minutes 13 seconds East 689.07 feet;

      thence along lands now or formerly of Saveat Corporation, Liber 2212 cp 430, and lands now or formerly Orange County Industrial Development Agency, Liber 2212 cp 749,
      South 9 degrees 39 minutes 31 seconds East 619.90 feet;

      thence along the northerly line of New York State Route 211, the following 3 courses and distances:

      1.    South 73 degrees 48 minutes 42 seconds West 80.93 feet;

      2.    South 70 degrees 14 minutes 48 seconds West 202.00 feet;

      3. South 74 degrees 42 minutes 50 seconds West 81.34 feet, to the point or place of BEGINNING.

HVS International, Mineola, New York               Addenda: Synopsis of Hotel  1
                                                   Management Agreement
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Synopsis of Hotel Management Agreement

Date:                         May, 1994

Owner:                        Middletown New York Hotel Limited Partnership

Manager:                      Remington Employers Corporation

Premises:                     Hotel and site

Term:                         15 years

Renewal: The Manager may elect to exercise any such option to renew, and shall give Owner notice to that effect not less than six months prior to the expiration of the current term.

Management Fee:               3% of gross revenues

Reserve for Replacement:      3% of the premises' gross revenues

Termination:                  May, 2009

HVS International, Mineola, New York           Addenda: Synopsis of Franchise  1
                                               and License Agreements
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Synopsis of Franchise and License Agreements

Date:                         May 12, 1994

Licensor:                     Howard Johnson Franchise Systems, Inc.

Licensee:                     Middletown New York Hotel Limited Partnership

Term:                         15 years

Renewal:                      Neither party has renewal rights or options.

Fees:                         4% (of gross room revenue) Franchise Fee

                              2% (of gross room revenue) Marketing Fee

                              2.5% (of gross room revenue) Room Sales Charge

Licensor Services:            Marketing Contribution

                              Reservation System

Licensee Obligations:         Renovations in compliance with Howard Johnson
                              standards

Termination:                  May 11, 2009

HVS International, Mineola, New York          Explanation of the Simultaneous  1
                                              Valuation Formula
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Explanation of the Simultaneous Valuation Formula

The algebraic equation known as the simultaneous valuation formula, which solves for the total property value using a ten-year mortgage and equity technique, was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(17)

The process of solving for the value of the mortgage and equity components begins by deducting the annual debt service from the projected income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value using the terminal capitalization rate. The equity residual, which is the total reversionary value less the mortgage balance at that point in time and less any brokerage and legal costs associated with the sale, is discounted to the date of value at the equity yield rate. The net income to equity for each projection year is also discounted back to the date of value. The sum of these discounted values equals the value of the equity component. Because the equity component comprises a specific percentage of the total value, the value of the mortgage and the total property can be computed easily.


(17) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

HVS International, Mineola, New York          Explanation of the Simultaneous  2
                                              Valuation Formula
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This process can be expressed in two algebraic equations that set forth the mathematical relationships between the known and unknown variables using the following symbols.

NI     =   Net income available for debt service

V      =   Value

M      =   Loan-to-value ratio

f      =   Annual debt service constant

n      =   Number of years in the projection period

de     =   Annual cash available to equity

dr     =   Residual equity value

b      =   Brokerage and legal cost percentage

P      =   Fraction of the loan paid off during the projection period

fp     =   Annual constant required to amortize the entire loan during the projection period

Rr     =   Overall terminal capitalization rate that is applied to net income to calculate the total property reversion (sales price at the end of the projection period)

1/Sn   =   Present worth of $1 factor (discount factor) at the equity yield rate

Using these symbols, the following formulas can be used to express some of the components of this mortgage and equity valuation process.

Debt Service - A property's debt service is calculated by first determining the mortgage amount that equals the total value (V) multiplied by the loan-to-value ratio (M). Debt service is derived by multiplying the mortgage amount by the annual debt service constant (f). The following formula represents debt service.

                            f x M x V = Debt Service

Net Income to Equity (Equity Dividend) - The net income to equity (de) is the property's net income before debt service (NI) less debt service. The following formula represents the net income to equity.

HVS International, Mineola, New York          Explanation of the Simultaneous  3
                                              Valuation Formula
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                             NI - (f x M x V) = d(e)

Reversionary Value - The value of the hotel at the end of the tenth year is calculated by dividing the 11th-year net income before debt service (NI11) by the terminal capitalization rate (Rr). The following formula represents the property's tenth-year reversionary value.

                        (NI^11/R(r)) = Reversionary Value

Brokerage and Legal Costs - When a hotel is sold, certain costs are associated with the transaction. Normally, the broker is paid a commission and the attorney collects legal fees. In the case of hotel transactions, brokerage and legal costs typically range from 1% to 4% of the sales price. Because these expenses reduce the proceeds to the seller, they are usually deducted from the reversionary value in the mortgage and equity valuation process. Brokerage and legal costs (b), expressed as a percentage of reversionary value (NI^11/R(r)), are calculated by application of the following formula.

                   b (NI^11/R(r)) = Brokerage and Legal Costs

Ending Mortgage Balance - The mortgage balance at the end of the tenth year must be deducted from the total reversionary value (debt and equity) in order to determine the equity residual. The formula used to determine the fraction of the loan remaining (expressed as a percentage of the original loan balance) at any point in time (P) takes the annual debt service constant of the loan over the entire amortization period (f) less the mortgage interest rate (i), and divides it by the annual constant required to amortize the entire loan during the ten-year projection period (f(p)) less the mortgage interest rate. The following formula represents the fraction of the loan paid off (P).

                             (f - i)/(f(p) - i) = P

HVS International, Mineola, New York          Explanation of the Simultaneous  4
                                              Valuation Formula
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If the fraction of the loan paid off (expressed as a percentage of the initial loan balance) is P, then the remaining loan percentage is expressed as 1 - P. The ending mortgage balance is the fraction of the remaining loan (1 - P) multiplied by the initial loan amount (M x V). The following formula represents the ending mortgage balance.

                                (1 - P) x M x V

Equity Residual Value - The value of the equity upon the sale at the end of the projection period (d(r)) is the reversionary value less the brokerage and legal costs and the ending mortgage balance. The following formula represents the equity residual value.

            (NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

Annual Cash Flow to Equity - The annual cash flow to equity consists of the equity dividend for each projection year plus the equity residual at the end of the tenth year. The following formula represents the annual cash flow to equity.

                           NI^1 - (f x M x V) = d(e)^1

                           NI^2 - (f x M x V) = d(e)^2

                          NI^10 - (f x M x V) = d(e)^10

            (NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

Value of the Equity - If the initial mortgage amount is calculated by multiplying the loan-to-value ratio (M) by the property value (V), then the equity value is one minus the loan-to-value ratio multiplied by the property value. The following formula represents the value of the equity.

                                   (1 - M) V

HVS International, Mineola, New York          Explanation of the Simultaneous  5
                                              Valuation Formula
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Discounting the Cash Flow to Equity to the Present Value - The cash flow to equity in each projection year is discounted to the present value at the equity yield rate (1/S^n). The sum of these cash flows is the value of the equity (1 -
M) V. The following formula represents the calculation of equity as the sum of the discounted cash flows.

                   (d(e)^1 x 1/S^1) + (d(e)^2 x 1/S^2) + . . .
               + (d(e)^10 x 1/S^10) + (d(r) x 1/S^10) = (1 - M) V

Combining the Equations: Annual Cash Flow to Equity and Discounting the Cash Flow to Equity to the Present Value - The last step is to arrive at one overall equation that shows that the annual cash flow to equity plus the yearly discounting to the present value equals the value of the equity.

      ((NI^1 - (f x M x V)) 1/S^1) + ((NI^2 - (f x M x V)) 1/S^2) + . . .

                        ((NI^10 - (f x M x V)) 1/S^10) +

    (((NI^11/R(r)) - (b (NI^11/R(r))) - ((1 - P) x M x V)) 1/S^10) = (1 -M) V

Because the property's value (V) is the only unknown, this equation can be solved readily.

Ten-Year Projection of Income and Expense - Because the fixed and variable forecast of income and expense is carried out only to the stabilized year, it is necessary to continue the projection to the 11th year. In most cases, net income before debt service beyond the stabilized year is projected at an assumed inflation rate. By increasing a property's revenue and expenses at the same rate of inflation, net income remains constant as a percentage of total revenue, and the dollar amount escalates at the annual inflation rate. Hotel investors are currently using inflation rates of approximately 3.5% annually. The ten-year forecast of income and expense illustrates the subject property's net income, which is assumed to increase by 3.5% annually subsequent to the hotel's stabilized year of operation.

Solving for Value Using the Simultaneous Valuation Formula - In the case of the subject property, the following known variables have been determined.

HVS International, Mineola, New York          Explanation of the Simultaneous  6
                                              Valuation Formula
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Table 1: Summary of Known Variables
--------------------------------------------------------------------------------

Annual Net Income                            NI            See Ten-Year Forecast
Loan-to-Value Ratio                          M                    70.0%
Interest Rate                                i                     9.5%
Debt Service Constant                        f                 0.111856
Equity Yield                                 Ye                   22.0%
Brokerage and Legal Fees                     b                     3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years           fp                0.155277
Terminal Capitalization Rate                 Rr                   11.5%

--------------------------------------------------------------------------------

The following table illustrates the present worth of a $1 factor at the 22% equity yield rate.

================================================================================
Table 2: Present Worth of $1 Factor at the Equity Yield Rate
--------------------------------------------------------------------------------

                                          Present Worth of $1
            Calendar Year                    Factor @22.0%
     ---------------------------------------------------------------
                1997                           0.819654
                1998                           0.671832
                1999                           0.550669
                2000                           0.451358
                2001                           0.369957
                2002                           0.303237
                2003                           0.248549
                2004                           0.203724
                2005                           0.166983
                2006                           0.136868

--------------------------------------------------------------------------------

Using these known variables, the following intermediary calculations must be made before applying the simultaneous valuation formula. The fraction of the loan paid off during the projection period is calculated as follows.

           P = ( 0.111856 - 0.095 ) / ( 0.155277 - 0.095 ) = 0.279638

The annual debt service is calculated as f x M x V.

                 (f x M x V) = 0.111856 x 0.70 x V = 0.078299 V

HVS International, Mineola, New York          Explanation of the Simultaneous  7
                                              Valuation Formula
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Inserting the known variables into the hotel valuation formula produces the following.

                     ( 469,000 - 0.078299 V ) x 0.819672 +
                     ( 352,000 - 0.078299 V ) x 0.671862 +
                     ( 362,000 - 0.078299 V ) x 0.550707 +
                     ( 373,000 - 0.078299 V ) x 0.451399 +
                     ( 386,000 - 0.078299 V ) x 0.369999 +
                     ( 401,000 - 0.078299 V ) x 0.303278 +
                     ( 411,000 - 0.078299 V ) x 0.248589 +
                     ( 425,000 - 0.078299 V ) x 0.203761 +
                     ( 439,000 - 0.078299 V ) x 0.167017 +
                     ( 451,000 - 0.078299 V ) x 0.136899 +

            ((( 467,000 / 0.115 ) - ( 0.03 x ( 467,000 / 0.115 )) -

         (( 1 - 0.279638 ) x 0.70 x V )) x 0.136899 ) = ( 1 - 0.70 ) V

Like terms are combined as follows.

                     $2,116,167 - 0.376214 V = (1 - 0.70) V
                                  $2,116,167 = 0.67621 V
                                           V = $2,116,167 / 0.67621
                                           V = $3,129,437

         Total Property Value as Indicated
           by the Income Capitalization
           Approach (Say)                    = $3,100,000

HVS International, Mineola, New York             Qualifications of Marie K. Laib
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================================================================================
Marie K. Laib


Employment

1996 to present          HVS INTERNATIONAL
                         Mineola, New York
                         (Hotel Valuations, Market Studies, Feasibility Reports, and Investment Counseling)

Summer, 1995             BRISTOL HOTEL COMPANY
                         Dallas, Texas

Education                BA - School of Hotel Administration
                         Cornell University

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Anne R. Lloyd-Jones, CRE

Employment

1982 to present            HVS INTERNATIONAL
                           Mineola, New York
                           (Hotel/Motel Valuations, Market Studies,
                           Feasibility Reports, and Investment Counseling)

1981                       FAIRMONT HOTEL
                           Dallas, Texas

1979 - 1980                SAGA FOOD SERVICE
                           SWARTHMORE COLLEGE
                           Swarthmore, Pennsylvania

1977 - 1980                DARANNE CATERERS
                           Swarthmore, Pennsylvania


Professional Affiliations  American Society of Real Estate Counselors -
                             Member (CRE)
                           Appraisal Institute - Candidate for Membership Cornell Society of Hotelmen

Education

                           MPS - School of Hotel Administration,
                             Cornell University

                           BA - Swarthmore College

                           Appraisal Institute
                             Course 1A1 - Real Estate Appraisal Principles Course 1A2 - Basic Valuation Procedures
                             Course 1BA - Capitalization Theory and Techniques,
                                          Part A
                             Course 1BB - Capitalization Theory and Techniques,
                                          Part B
                             Course 2-1 - Case Studies in Real Estate Valuation Course 2-3 - Standards of Professional Practice Course 3-1 - Report Writing

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Corporate and Institutional Clients Served

Ashford Financial Corporation
Chase Manhattan Bank, N. A.
Citibank / Citicorp NA
Credit Lyonnais
Doubletree Hotels
Grand Heritage Hotels
Great Western Bank
Goldman Sachs
Holiday Inns, Inc.
Interstate Hotels
MassMutual
Marriott International / Host Marriott
Morgan Stanley
OCWEN Financial Services
Remington Hotels
Sheraton Hotels
Starwood Capital Group
Starwood Lodging Trust
Winegardner & Hammons
Wyndham Hotel Company


Hotel Chains and Management Companies Appraised or Evaluated

Doubletree Hotels
Compri Hotels
Interstate Hotels
Fairmont Hotels
Guest Quarters
Hilton Hotels Corporation
Omni International Hotels
Ramada Hotel Corp.
Servico Hotel Corp.
Winegardner & Hammons


Appearance as an Expert Witness

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Jefferson City, Missouri
Federal Bankruptcy Court, Columbia, South Carolina
Federal Bankruptcy Court, Houston, Texas
Federal Bankruptcy Court, New York, New York
Federal Bankruptcy Court, San Bernardino, California
Federal Bankruptcy Court, Los Angeles, California
Federal Bankruptcy Court, Charlotte, North Carolina
Federal Bankruptcy Court, Miami, Florida
Federal District Court, Central Division, Salt Lake City, Utah
Iowa District Court, Story County, Iowa
Texas District Court, Harris County, Texas
Federal Bankruptcy Court, Tampa, Florida
Utah District Court, Salt Lake County, Utah
Federal Bankruptcy Court, Newark, New Jersey

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated

Arizona
- Wyndham Garden Hotel, Chandler
- Wyndham Garden Hotel - Airport, Phoenix
- Wyndham Garden Hotel - Union Hills, Phoenix
- Canyon Ranch Spa & Fitness Resort, Tucson

Alabama

- Holiday Inn, Birmingham
- Proposed Sheraton, Gulf Shores
- Proposed Inn, Mobile
- Holiday Inn, Sheffield

California
- Industry Hills Sheraton Hotel, City of Industry
- Piccadilly Inn, Fresno
- Proposed Inn at Foss Creek, Healdsburg
- Sunset Towers Hotel, Hollywood
- Proposed La Quinta, Irvine
- Wyndham Garden Hotel, La Jolla
- Days Inn, La Palma
- Proposed Marriott Courtyard, Palm Springs
- Proposed Club Hilton Hotel, Pleasanton
- Center Pointe Development, San Diego
- Holiday Inn-Embarcadero, San Diego
- Holiday Inn-Harbor View, San Diego
- Seven Seas Lodge, San Diego
- Proposed Fountaingrove Inn, Santa Rosa
- Sheraton Round Barn Inn, Santa Rosa
- Wyndham Garden Hotel, Sunnyvale
- Westlake Plaza Hotel, Thousand Oaks
- Proposed Marriott Courtyard, Torrance

Colorado
- Proposed Hotel, Keystone

Connecticut
- Holiday Inn, Milford
- Holiday Inn, New Britain

District of Columbia
- Grand Hotel, Washington
- Wyndham Bristol Hotel, Washington

Florida
- Kon Tiki Village, Kissimmee
- Sheraton Lakeside, Kissimmee
- Holiday Inn, 22nd Street, Miami Beach
- Holiday Inn, 87th Street, Miami Beach
- Holiday Inn, 180th Street, Miami Beach
- Sheraton Resort & Marina, St. Petersburg
- Hilton Hotel, Singer Island
- Royce Hotel, West Palm Beach

Georgia
- Marriott Hotel, Atlanta
- Wyndham Garden Hotel, Atlanta
- Holiday Inn, Brunswick
- Holiday Inn, Jekyll Island
- Mullberry Inn, Savannah
- Royal Savannah Inn, Savannah

Hawaii
- Hobron in Waikiki, Honolulu

Idaho
- Holiday Inn, Boise
- Red Lion Inn, Boise
- Super 8, Boise

Illinois
- Ramada Inn, Bloomington
- Proposed Marriott Courtyard, Glenview
- Wyndham Garden Hotel, Naperville

Indiana
- Holiday Inn, Bloomington
- Inn at the Four Winds, Bloomington
- Ramada Inn, Bloomington
- Hilton Hotel, Fort Wayne
- Airport Hilton Inn, Indianapolis
- Hilton at the Circle, Indianapolis

Iowa
- Holiday Inn, Ames
- Proposed Fairfield Inn, Des Moines

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Kentucky
- Proposed Super 8, London
- Proposed Super 8, Radcliff

Louisiana
- Sheraton Inn, Kenner
- Hotel Meridien, New Orleans

Maine
- Proposed Hotel, Old Orchard Beach

Maryland
- Brookshire Hotel, Baltimore
- Lord Baltimore Hotel, Baltimore
- Hyatt Regency, Bethesda

Massachusetts
- Proposed Marriott Courtyard, Andover
- Hyatt Regency, Cambridge
- Proposed Hotel, Franklin
- Sheraton Inn, Hyannis
- Marriott Hotel, Worcester

Michigan
- Bay Valley Inn, Bay City
- Hilton Airport, Detroit
- Westin Renaissance Center, Detroit
- Hotel Pontchartrain, Detroit
- Proposed Embassy Suites, Lansing
- Hilton Inn, Northfield
- Holiday Inn, Saginaw

Minnesota
- Wyndham Garden Hotel, Bloomington
- Marriott Hotel, Minnetonka

Missouri
- Inn at Grand Glaize, Osage Beach
- Bel Air Hilton, St. Louis
- Holiday Inn Riverfront, St. Louis

Nebraska
- Holiday Inn Airport, Lincoln
- Holiday Inn Northeast, Lincoln

Nebraska (continued)
- Marriott Hotel, Omaha
- Ramada Inn, Omaha
- Red Lion Inn, Omaha

Nevada
- Proposed Super 8, Las Vegas

New Jersey
- Ramada Inn, Edison
- Marriott Hotel, Hanover
- Headquarters Plaza, Morristown
- Hyatt Regency, New Brunswick
- Holiday Inn, North Brunswick

New York
- Hilton Hotel, Albany
- Proposed Embassy Suites, Amherst
- Holiday Inn Arena, Binghamton
- Holiday Inn SUNY, Binghamton
- Proposed Hotel, Binghamton
- Proposed Hilton, Brooklyn
- Marriott Hotel, Dewitt
- Metropole Hotel, Flushing
- Midway Hotel, Flushing
- Ramada Inn, Kingston
- Royce Hotel, La Guardia
- Holiday Inn, Latham
- Proposed Crowne Plaza, Manhattan
- Proposed Prince Street Hotel, Manhattan
- Proposed Roslyn Inn, Roslyn
- Proposed Le Richmonde, Rye Brook
- Hilton Hotel, Syracuse
- Hotel Syracuse, Syracuse
- Proposed Hotel, Watertown

North Carolina
- Proposed Inn, Chapel Hill
- Proposed Indep. Center Marriott Hotel,
    Charlotte
- Royce Hotel, Charlotte
- Howard Johnson's North, Charlotte

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

North Carolina (continued)
- Holiday Inn West, Durham
- Sheraton University Inn, Durham
- Holiday Inn, Fayetteville
- Holiday Inn Downtown, Raleigh

Ohio
- Proposed Hyatt Hotel, Cleveland
- Proposed Marriott Hotel, Cleveland

Oregon
- Holiday Inn Airport, Portland
- Holiday Inn South, Portland

Pennsylvania
- Quality Inn, Allentown
- Holiday Inn, Bensalem
- Proposed Marriott Courtyard, Devon
- Proposed Lafayette Inn, Easton
- Ramada Inn, Erie
- Holiday Inn, Harrisburg
- Marriott Hotel, Harrisburg
- Proposed Super 8, Harrisburg
- Proposed Super 8, Lancaster
- Holiday Inn West, Monroeville
- Days Inn Philadelphia
- Franklin Plaza Hotel, Philadelphia
- Franklin Towne EconoLodge, Philadelphia
- Guest Quarters Hotel, Philadelphia
- Hilton Inn, Northeast, Philadelphia
- Marriott Airport Hotel, Philadelphia
- Holiday Inn Greentree, Pittsburgh
- Holiday Inn Parkway East, Pittsburgh
- Holiday Inn North, Pittsburgh
- Holiday Inn Parkway West, Pittsburgh
- Proposed Hotel, Pittsburgh
- Royce Hotel, Pittsburgh
- Westin William Penn Hotel, Pittsburgh
- Hilton Hotel, Scranton
- Proposed Marriott Courtyard, Valley Forge
- Holiday Inn Meadowlands, Washington
- Ramada Inn, York
- Proposed Super 8, York

Rhode Island
- Proposed Hotel, Providence
- Omni Biltmore Hotel, Providence

South Carolina
- Proposed Charleston Center Hotel, Charleston
- Proposed Cooper River Inn, Charleston
- Howard Johnson's, Spartanburg
- Proposed Middleton Inn and
    Conference Center, Charleston
- Best Western, North Charleston
- Proposed Marriott Courtyard, Columbia
- Fairfield Inn, Florence
- Holiday Inn, Florence
- Fairfield Inn, Greenville
- Proposed Marriott Courtyard, Greenville
- Fairfield Inn, Hilton Head
- Holiday Inn, Hilton Head

Tennessee
- Hampton Inn, Brentwood
- Proposed Marriott Courtyard, Brentwood
- Howard Johnson's, Chattanooga
- Sheraton Hotel, Chattanooga
- Howard Johnson's, Knoxville
- Proposed Capital Mall Convention Center Hotel,
    Nashville
- Clarion Maxwell House, Nashville
- Holiday Inn Briley Parkway, Nashville
- Proposed Marriott Courtyard, Nashville
- Sheraton Music City, Nashville
- Stouffer's Nashville Hotel, Nashville
- Proposed Super 8, Nashville
- Union Station Hotel, Nashville
- Wyndham Garden Hotel, Nashville
- Proposed Super 8, Union City

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Texas
- Proposed Marriott Courtyard, Addison
- Proposed Marriott Courtyard, Arlington
- La Mansion, Austin
- Proposed Marriott Courtyard, Bedford
- Airport Hilton, El Paso
- Hotel Meridien, Houston
- Sheraton Hotel, Houston
- Proposed Marriott Courtyard, Las Colinas
- Proposed Marriott Courtyard, North Dallas
- La Mansion Del Norte, San Antonio
- La Mansion Del Rio, San Antonio
- Proposed Marriott Courtyard, San Antonio
- Proposed Marriott Courtyard - Medical Center,
    San Antonio

Utah
- Deer Valley Resort, Park City
- Hilton Inn, Salt Lake City
- Holiday Inn, Salt Lake City
- Sheraton Hotel, Salt Lake City

Virginia
- Mountain Lake Hotel, Blacksburg
- Howard Johnson's, Bristol
- Boars Head Inn, Charlottesville
- Proposed Fairfield Inn, Hampton
- Proposed Embassy Suites, Herndon
- Ramada Renaissance, Herndon
- Proposed Marriott Courtyard, Manassas
- Omni Hotel, Norfolk

Virginia (continued)
- Proposed Marriott, Norfolk
- Howard Johnson's, Richmond
- Howard Johnson's, Roanoke
- Howard Johnson's, Roanoke Rapids
- Wyndham Hotel, Williamsburg

Washington
- Wyndham Garden Hotel, Bothell
- Redmond Hotel, Redmond
- Wyndham Garden Hotel, SeaTac

West Virginia
Proposed Budget Motel, Princeton

Wisconsin
- Proposed Granada Royale, Green Bay
- Holiday Inn-Downtown, Green Bay

Canada
- Inn on the Park, Toronto

Puerto Rico
- Carib Inn, San Juan

Virgin Islands
- Virgin Grand Beach Hotel, St. Thomas

Jamaica
- Holiday Inn, Montego Bay

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Stephen Rushmore, CRE, MAI, CHA

Employment
1980 to present

                     HVS INTERNATIONAL
                     Mineola, New York
                     (Hotel/Motel Valuations, Market Studies,
                     Feasibility Reports, and Investment Counseling)
1977 - 1980
1971 - 1974

                     HELMSLEY-SPEAR HOSPITALITY SERVICES, INC.
                     New York, New York
                     (Real Estate)
1974 - 1977

                     JAMES E. GIBBONS ASSOCIATES
                     Garden City, New York
                     (Mortgage Banking, Appraisals, Hotel Operations)
Affiliated
Ownership Interests

                     HVS INTERNATIONAL (SAN FRANCISCO, CALIFORNIA)
                     West coast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (MIAMI, FLORIDA)
                     Southeast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (BOULDER, COLORADO)
                     Midwest office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (VANCOUVER, CANADA)
                     Canadian office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (LONDON, ENGLAND)
                     European office for hotel/motel appraisals and counseling

                     HVS - EXECUTIVE SEARCH
                     Hotel/motel executive search and human resource consulting

HVS International, Mineola, New York                Qualifications of Stephen
                                                    Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     HVS - ECO SERVICES
                     Environmental consulting for hotels and motels; administrator of the ECOTEL designation

                     HOSPITALITY EQUITY INVESTORS, INC.
                     Hotel and motel investment and management company

                     TRUMBULL MARRIOTT HOTEL
                     General partner of a 324-room hotel and conference center

                     PRINCETON HOTEL ASSOCIATES
                     General partner of a 128-unit Residence Inn in Princeton, New Jersey

                     SEAVIEW GOLF RESORT ASSOCIATES
                     General partner of a 298-unit, 424-acre Marriott resort in Absecon, New Jersey

                     SHELTON HOTEL ASSOCIATES
                     General partner of a 96-unit Residence Inn in Shelton, Connecticut

                     DANBURY HOTEL ASSOCIATES
                     General partner of a 243-unit Hilton Hotel in Danbury, Connecticut

                     PRUDENTIAL - HEI JOINT VENTURE
                     Joint venture partner with Prudential Insurance Company of America on a 234-unit Embassy Suites in Atlanta, Georgia

                     WESTPORT NORFOLK ASSOCIATES
                     General partner of a 425-unit Omni Hotel in Norfolk,
                     Virginia

                     WESTPORT BWI, LLC
                     General partner of a 310-unit Marriott Hotel in Baltimore, Maryland

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     WESTPORT RARITAN, LLC
                     General partner of a 274-unit Crowne Plaza Hotel in Raritan, New Jersey

                     WESTPORT NOVI, LLC
                     General partner of a 193-unit Hilton Hotel in Novi,
                     Michigan

                     WESTPORT LONG BEACH, LLC
                     General Partner of a 460-unit Sheraton Hotel in Long Beach, California

                     WESTPORT PARK RIDGE, LLC
                     General Partner of a 265-unit hotel and conference center in Valley Forge, Pennsylvania

                     WESTPORT CHARLESTON, LLC
                     General Partner of a 295-unit Hilton Hotel in Charleston, South Carolina

                     HOSPITALITY VALUATION SOFTWARE, INC.
                     Founder of software company that develops and distributes hotel financial analysis software

Hotels Managed

                     Sheraton Hotel, Smithtown, New York
                     Marriott Hotel, Baltimore Airport, Maryland
                     Hilton Hotel, Danbury, Connecticut
                     Residence Inn, Princeton, New Jersey
                     Embassy Suites, Atlanta Airport, Georgia
                     Omni Hotel, Norfolk, Virginia
                     Crowne Plaza, Raritan, New Jersey
                     Hilton Hotel, Novi, Michigan
                     Sheraton Hotel, Long Beach, California
                     Hilton Hotel, Charleston, South Carolina
                     Park Ridge Hotel and Conference Center, Valley Forge, Pennsylvania
                     Hilton Hotel, Wilmington, Delaware

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Professional Affiliations

                     American Society of Real Estate Counselors - Member (CRE)
                     - Board of Governors

                     Appraisal Institute - Member (MAI) (SREA)
                     - Developer and Instructor, Hotel Investment and Valuation Seminar
                     - Developer and Instructor, Hotel Computer Valuation
                     Seminar

                     American Hotel and Motel Association
                     - Certified Hotel Administrator (CHA)
                     - Industry Real Estate Financing Advisory Council (IREFAC)

                     International Society of Hospitality Consultants - Member
                     (ISHC)

                     New York University - Adjunct Assistant Professor of Nutrition, Food and Hotel Management

                     Michigan State University - Honorary Faculty, Honorary Alumnus

                     Certified General Appraiser - Arizona, Colorado, Connecticut, Delaware, District of Columbia, Georgia, Illinois, Massachusetts, Michigan, Minnesota, Nebraska, New Jersey, New York, Oregon, Pennsylvania, South Carolina, Tennessee, Utah, Virginia

                     Licensed Real Estate Broker - New York, Pennsylvania

                     Board of Advisers
                     - Real Estate Finance Journal
                     - Real Estate Workouts & Asset Management

                     American Arbitration Association - National Real Estate Valuation Council

                     Cornell Society of Hotelmen

                     New York University Masters in Hospitality Management - Advisory Board

                     New York University Hospitality Investment Conference - Board of Advisors

                     Beta Gamma Sigma - National Honor Society in Business and Management

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Endowment

                     Hospitality Valuation Services Professor of Hotel Finance and Real Estate
                     - School of Hotel Administration, Cornell University (currently held by Professor James J. Eyster)

Education

                     BS - School of Hotel Administration, Cornell University

                     MBA - Graduate School of Business Administration (Finance), University of Buffalo

                     Candidate for PhD - School of Education, Department of Food Service Management, New York University

Partial List of Teaching and Lecture Assignments

                     Cornell University - Computer Valuation Techniques Michigan State University - Hotel Management Contracts University of North Carolina - Hotel Market Studies University of Virginia - Assessing Hotels
                     American Arbitration Association - Real Estate Arbitration American Hotel and Motel Association - Hotel Obsolescence Appraisal Institute - Hotel Valuation (over 50 seminars) International Association of Assessing Officers - Hotel Valuation
                     Montreal Appraisal Society - Total Project Analysis Society of Real Estate Appraisers - Lease Seminar Lodging Hospitality - Lodging Summit

Published Books
and Seminars

Textbooks
                     The Valuation of Hotels and Motels,
                     Appraisal Institute, Chicago, Illinois, 1978

                     Hotels, Motels and Restaurants: Valuations and Market Studies,
                     Appraisal Institute, Chicago, Illinois, 1983

                     How to Perform an Economic Feasibility Study of a Proposed Hotel/Motel,
                     American Society of Real Estate Counselors, Chicago, Illinois, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Books and Seminars (continued)

Textbooks (continued)

                     Hotel Investments: A Guide for Owners and Lenders, Warren, Gorham and Lamont, Inc., New York, New York, 1990

                     The Computerized Income Approach to Hotel Market Studies and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1990

                     Hotel Investments: A Guide for Owners and Lenders, 1992 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotel Investments: A Guide for Owners and Lenders, 1993 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1992

Student Manuals

                     The Valuation of Lease Interests,
                     Society of Real Estate Appraisers, Chicago, Illinois, 1976

                     Hotel-Motel Valuation Seminar,
                     Appraisal Institute, Chicago, Illinois, 1981, 1988, 1990

                     The Computerized Approach to Hotel Market Studies and Valuations Seminar,
                     Appraisal Institute, Chicago, Illinois, 1991

Demonstration Appraisal

                     Demonstration Appraisal of a Proposed Hotel, Spring Valley, New York, Hospitality Valuation Services, Mineola,
                     New York, 1983, 1990

Chapters

                     The Real Estate Handbook-Second Edition, Dow Jones-Irwin, 1989, "Hotels and Motels"

                     Arbitration of Real Estate Valuation Principles, American Arbitration Association, 1987, "Arbitration in the Hospitality Industry"

                     Ethics in Hospitality Management: A Book of Readings, Educational Institute of the American Hotel and Motel Association, 1992, "Ethics in Hotel Appraising"

                     The Lodging and Food Service Industry, Educational Institute of the American Hotel and Motel Association, 1993, "Insider's Insights"

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles

The Appraisal Journal

                     "Using Total Project Analysis to Compete for Investment
                      Capital," October, 1975
                     "The Appraisal of Food Service Facilities," July, 1980 "Publish and Prosper," October, 1980
                     "Valuation of Hotels and Motels for Assessment Purposes,"
                      April, 1984
                     "Adjusting Comparable Sales for Hotel Assessment Appeals,"
                      July, 1986
                     "Hotel Business Value and Working Capital: A
                      Clarification," January, 1987
                     "Ethics in Hotel Appraising," July, 1993

The Appraiser

                     "Hotel-Motel  Appraisal  Misconceptions  Set  Straight,"
                      January, 1979
                     "No Conventional Financing Available for Hotels: Rushmore,"
                      December, 1979
                     "Estimating Hotel Land Values Using Comparable Ground
                      Leases," April, 1980

Bulletin of the
Cornell Society of
Hotelmen

                     "Employment Philosophy for a Consulting Practice," July,
                      1984

Business Travel News

                     "A Snapshot of a Classic Recovery," July, 1995

The Canadian Appraiser

                     "Hotel/Motel Market Sales Update," Summer, 1987

Capital Sources for Real Estate

                     "Stephen  Rushmore  Discusses the Future of the Lodging
                      Industry," December, 1994

Cayuga Advisor

                     "Secrets to Success in Consulting," October, 1992

Chapter News and Notes

                     "Quantifying a Hotel's Business Value," November, 1979

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles
(continued)

Cornell Hotel &
Restaurant
Administration
Quarterly

                     "A Preliminary Market Study," November, 1974
                     "How Much is Your Place Worth  Today?  A Case Study in
                      Hotel - Motel Valuation," May, 1975
                     "What Can Be Done About Your Hotel's Real Estate Taxes?"
                      May, 1977
                     "The Appraisal of Lodging Facilities," August, 1978
                     "The Appraisal of Food Service Facilities," February,
                      1979
                     "The Appraisal of Lodging Facilities - Update," November,
                      1984
                     "Hotel Sales Prices Down More Than 12%," May, 1991
                     "Seven Current Hotel Valuation Techniques," August, 1992 "The Valuation of Distressed Hotels," October, 1992
                     "Hotel Lending in the 1990's: Amateurs Beware,"
                      December, 1994
                     "Investment Values of Lodging Property: Modeling the
                      Effects of Income Taxes and Alternative Lender Criteria," December, 1995

FCI Spec Sheet

                     "Employment  Philosophy  for  a  Consulting  Practice,"
                      September, 1984

Florida Hotel & Motel Journal

                     "Rushmore Reports Rising Hotel Prices," February, 1995

Hotel and Motel Management

                     "Average Rate vs. Project Cost," May 1, 1974
                     "How to Increase the Marketability of Your Motel," April,
                      1981
                     "Tougher Lending, Lower Room Rate Hikes On Way?" June, 1981 "What is That Mortgage Loan Going to Cost You?" August,
                      1981
                     "How to Perform a Study of Your Property's Market,"
                      October, 1981
                     "How do High Interest Rates Affect Your Motel's Value?"
                      December, 1981
                     "How to Buy a Feasibility  Study That Works for You,"
                      February, 1982
                     "Settling Lease Conflicts  Quickly Through  Arbitration,"
                      April, 1982

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Hotel and Motel Management (continued)

                     "Are Casino Hotels Really Worth $500,000 Per Room?" June,
                      1982
                     "Discount Rates and Internal Rate of Return," August,
                      1982
                     "Determining a Property's Extended Life Cycle,"
                      November, 1982
                     "Using Microcomputers for Forecasting," December, 1982 "Update on Hotel Development Costs," January, 1983 "Estimating a Site's Worth by Finding Its Profit Value,"
                      June, 1983
                     "Hotel Construction May Be Slowing Down a Little Bit,"
                      April, 1983
                     "The Investor's Risk Sways to Prevailing Economic Winds,"
                      August, 1983
                     "Is Your Property Tax at as Low a Level as it Should Be?"
                      October, 1983
                     "The Ultimate Guest Room: Could it Ever Exist Anywhere?"
                      December, 1983

Hotel-Motor Inn Journal

                     A Preventive Maintenance System for Motels," March, 1975

Hotel Valuation Journal

                     "Hotel Valuation Index Peaks During 1989," Fall, 1990 "Hotel Development Costs," Winter, 1991
                     "Hotel Valuation Index for 1990," Spring, 1991
                     "Bad Year for Hotel Sales Prices Confirmed," Spring, 1992 "Hotel Sales Prices on the Rise," Fall, 1994
                     "United States Hotel Values Climb," Spring/Summer, 1995 "It's Time for Franchise Reform," Fall, 1995

Institutions/
Volume Feeding

                     "Greater Risk/Greater Profit Potential:  Hotel Management
                      Contract," May, 1973

Lodging Hospitality

                     "How to Finance Renovation Projects," January, 1974 "Controlling Your Real Estate Taxes," July, 1978 "Putting Together a Sound Financial Package," December,
                      1978
                     "Favorable Outlook for Lodging Values," December, 1983 "Are Your Property Taxes Too High? (Part I and II)," May
                      and June, 1984

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Hotel Development Costs," July, 1984
                     "The Right Management Contract for You," September, 1984 "Selecting the Firm to Prepare Your Feasibility
                      Study," October, 1984
                     "A Quick How-To In Hotel Valuation," November, 1984 "Updating Lodging Interest Rates," December, 1984
                     "Is Your Guest Experience Up to Par?" January, 1985
                     "How to Perform a Breakeven Analysis," May, 1985 "Evaluating Operating Performance," June, 1985
                     "Hotel Lenders Toughen Underwriting Requirements," July,
                      1985
                     "Don't Forget the Pre-Opening Agreement," August, 1985 "Management Companies Should Participate in Financing,"
                      October, 1985
                     "Current Techniques for Valuing Hotel Land," November, 1985 "Hotel Development Costs," December, 1985
                     "Sourcing Debt Into the 1990's," January, 1986
                     "Hotel Valuation Thumb Rule," February, 1986
                     "Value in Use Versus Value in Exchange," March, 1986 "Stretching Feasibility," April, 1986
                     "The Management Question," May, 1986
                     "How to Commission a Feasibility Study," June, 1986
                     "Macro Trends Affecting Property Values," July, 1986 "Hotel-Motel Market Sales Update," August, 1986
                     "Financing Alternatives: Zero Coupon Mortgages," September,
                      1986
                     "Forecasting Lodging Energy Costs," October, 1986 "Portfolio Financing a Better Way," November, 1986
                     "Profit by Looking at History," December, 1986
                     "Why New York Isn't Overbuilt," February, 1987
                     "How to Discourage Hotel Overbuilding: A Case Study,"
                      April, 1987
                     "Structuring an Incentive Management Fee," June, 1987

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Franchising Questions and Answers," July, 1987 "Comparing Hotel Development Costs," August, 1987 "Understanding Economic Life," September, 1987
                     "Prices Rise for Lodging Properties," October, 1987 "Management Companies Are Key to Success," November, 1987 "Evaluating a Management Contract Fee Structure,"
                      December, 1987
                     "Check Profits Before Selecting Hotel Operator," January,
                      1988
                     "It's a Good Time to Review Your Taxes," February, 1988 "How to Use a Management Company Rating System," March,
                      1988
                     "Make Sure Management Contracts Contain These Terms,"
                      April, 1988
                     "Hotel Access and Visibility," May, 1988
                     "Chain Sale Strategies," July, 1988
                     "Evaluating a Hotel Franchise," August, 1988
                     "Evaluating Franchise Fees," September, 1988
                     "Opportunities in Economy Lodging," October, 1988
                     "How to Obtain a Hotel Mortgage," November, 1988 "Arbitration in the Hospitality Industry," December, 1988 "Lodging Development Cost Update," January, 1989 "Amenities as Profit Builders," February, 1989
                     "Hotel Values Mirror the Times," March, 1989
                     "Forecasting Revenue and Expenses," April, 1989
                     "Real Estate Jargon Made Simple," May, 1989
                     "Pricing a Management Contract," June, 1989
                     "Trends in Valuation," July, 1989
                     "Rescuing the Distressed Hotel," August, 1989
                     "Shielding Against Incompetence," September, 1989
                     "Hotel Valuation Revisited," October, 1989
                     "New Breed of Hard Budgets," November, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Figuring Cap Rates," December, 1989
                     "A Glance Backward," January, 1990
                     "Costs Creeping Up," February, 1990
                     "Valuing Distressed Properties," March, 1990
                     "Cap and Discount Rates," April, 1990
                     "An Open Letter," May, 1990
                     "Misconceptions About Appraisals," June, 1990
                     "Hotel Values Still Growing," July, 1990
                     "Hotel Renovation is Key to `90s," August, 1990 "Time Right for Hotel Leases," September, 1990 "Getting a Fix on Rates," October, 1990
                     "The Wrinkles of Class," November, 1990
                     "A Glance Backward," December, 1990
                     "The Price Dropoff," January, 1991
                     "The Cost Washout," February, 1991
                     "Survival of the Fittest," March, 1991
                     "Looking Out and Up," April, 1991
                     "The Bottom is in Sight," May, 1991
                     "The Pitfalls of Liquidation," June, 1991
                     "Extra! Extra! Hospitality News," July, 1991
                     "The Art of Hotel Renovation," August, 1991
                     "No Better Time for a Tax Review," September, 1991 "No Time for Passivity," October, 1991
                     "What a Franchise Really Costs," November, 1991
                     "In Case You Hadn't Heard," January, 1992
                     "Negotiation - The Name of the Game," February, 1992 "Now Could be the Time to Build," March, 1992
                     "The Well May Stay Dry," April, 1992

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Hotel Life Expectancy," May, 1992
                     "Hotel Values - What a Downer," June, 1992
                     "How to Make Money Now," July, 1992
                     "Hotel Chain Class Survey," August, 1992
                     "Budget Dining with Rushmore," September, 1992 "Bookings Up, Rates Will Follow," October, 1992 "Hospitality Master's Good Preparation," November,
                      1992
                     "What's New on the Job Front?" January, 1993
                     "Where Have All the Hotels Gone?" February, 1993 "Hotel Building Costs Continue to Fall," March, 1993 "Hotel Values Head Upward," April, 1993
                     "The Rise and Fall of Trophy Hotels," May, 1993 "Hotel Sales and Prices Rebound," June, 1993
                     "Third Parties Loosening Purse Strings," July, 1993 "Beyond Recycling: The Ecotel," August, 1993
                     "Time to Reduce Property Taxes," September, 1993 "Lodging: The Way I See It," October, 1993
                     "Choosing an Appraiser," November, 1993
                     "Who Needs an Asset Manager?" January, 1994
                     "Investing by the Numbers," February, 1994
                     "Fire Your Staff and Lease Them Back," March, 1994 "Published Rates Hint at Recovery," April, 1994
                     "Now is the Time to Start Building," May, 1994 "Hotel Values Heading Up," June, 1994
                     "Farewell, Friend," July, 1994
                     "Sales Prices Creeping Up," August, 1994
                     "Selecting Green Hotel Supplies," September, 1994 "Don't Write Off Full-Service Hotels," October,
                      1994

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Lodging REIT's Are on the Rise," November, 1994 "Going Back to the Future," January, 1995
                     "How much do Managers Make?" March, 1995
                     "Lodging Transactions Soared in '94," April, 1995 "Hotel Development Costs on the Rise," May, 1995 "Hotel Values up Significantly," June, 1995
                     "What a Franchise Costs over the Long Term," July,
                      1995
                     "Road Food Part II," August, 1995
                     "It's Time for Franchise Reform," September, 1995 "Extended Stay May Not Extend Your Profits,"
                      October, 1995
                     "The Year as I See It," November, 1995
                     "Cap Rate 101," January, 1996

Michigan Lodging

                     "Hotel Development Costs," January, 1988

The Mortgage and Real Estate Executives Report

                     "Atlantic City Building Game Involves High Stakes,"
                      August, 1979
                     "How Interest Rates Affect Real Estate Values,"
                      June, 1982
                     "Update on Hotel Development Costs," May 1, 1983

Motel-Hotel Insider

                     "The  $100,000  Plus  Hotel  Room Has Become a
                      Reality," November 19, 1979
                     "Update on Hotel Development Costs," April 4, 1983

NAIFA - The
Appraisal Review

                     "Hotel Valuation Techniques," Vol. 44, 1991

Real Estate Digest

                     "Why Should the Management Team be Important to
                      Hotel Lenders," Fall, 1988

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate
Finance Journal

                     "What is a Typical Fee for a Hotel Management
                      Contract?" Fall, 1988
                     "Hotel Franchise Fees," Winter 1989
                     "Why the Management Team Should be Important to
                      Hotel Lenders," Spring, 1989
                     "Hotel Values and Costs," Summer, 1989
                     "Structuring a Hotel Investment," Fall, 1989
                     "A Guide for Lenders Holding  Distressed  Hotel
                      Loans," Winter, 1990
                     "Estimating  Current  Interest  Rates  for Hotel
                      Financing," Spring, 1990
                     "Hotel Valuation Techniques," Summer, 1990
                     "Now is the Time to Review Your Hotel's Property
                      Taxes," Fall, 1990
                     "Property Tax Assessments for Hotels and Motels,"
                      Winter, 1991
                     "Putting Together Hotel Management  Agreements -
                      Part I," Spring 1991
                     "Putting Together Hotel Management  Agreements -
                      Part II," Summer, 1991
                     "The 1980s - The Decade of Change," Fall, 1991
                     "An Overview of the Hotel Industry: Past, Present,
                      and Future," Spring, 1994

Real Estate Forum

                     "Casino Hotels Raise Valuation Questions,"
                      November, 1981

Real Estate
Investment Ideas

                     "How Fuel and Energy Shortages Should Affect Investment
                      Decisions in the Hospitality Industry," March, 1974
                     "Upward Trend Continues for Sales Price of Hotel-Motel
                      Properties," May, 1988
                     "High Prices Paid for Hotel-Motel Properties," February,
                      1990

Real Estate Issues

                     "Employee Compensation for a Consulting Practice,"
                      Fall/Winter, 1985
                     "Hotel/Motel Market Sales Update," Spring/Summer,
                      1987

Real Estate Newsletter

                     "Computers in Hotel Appraising," May 15, 1989

Real Estate
Investment Ideas

                     "Hotel-Sales Update," Winter, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate Review

                     "Valuing Motels and Hotel in the Current Market,"
                      Fall, 1972
                     "Dealing With Distressed Hostelry Loans," Fall, 1975 "The Mortgage Underwriting Consultant Comes of
                      Age," Fall, 1977
                     "Real Estate Compensation," Winter, 1987

Real Estate Workouts
and Asset Management

                     "Stephen Rushmore on Directions in the Hospitality
                      Industry," September, 1992

Real Values

                     "Hotel Construction Cost Update," April, 1986

Restaurant and
Hotel Design
                     "How Much Should the Renovation Be?" March, 1986
                     "14 Notable Hotel Development Firms," December, 1987

Rushmore on Hotel Valuation

                     "Mortgage - Equity," Winter, 1979
                     "Atlantic City - From Bust to Boom," Winter, 1979 "Mortgage - Equity," Spring, 1979
                     "Developing Mortgage Data," Spring 1979
                     "Gasoline and Market Values, " Spring, 1979
                     "Mortgage - Equity," Fall, 1979
                     "Quantifying a Hotel's Business Value," Fall, 1979 "What Has Happened to Typical Hotel-Motel
                      Development Costs?," Fall, 1979
                     "Mortgage-Equity," Winter, 1980
                     "Extending Hotel Economic Life Through Renovation,"
                      Winter, 1980
                     "Estimating Hotel Land Values Using Comparable
                      Ground Leases," Winter, 1980
                     "Quantifying the Value of Personal Property to a
                      Going Hotel," Spring, 1980
                     "Recent Changes in New York City's Hotel Market,"
                      Spring, 1980
                     "Hotel-Motel Economic Lives," Fall, 1980
                     "Mortgage - Equity," Fall, 1980
                     "Mortgage - Equity," Winter, 1981
                     "Developing Mortgage Data," Winter, 1981
                     "Statistical  Support  for  Food  and  Beverage
                      Projections," Winter, 1981
                     "Mortgage - Equity," Spring/Summer, 1981

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Rushmore on Hotel Valuation (continued)

                     "Quantifying a Hotel's Demand," Spring/Summer, 1981
                     "A Five-Year Overview of Typical Hotel-Motel
                      Development Costs," Spring/Summer, 1981
                     "Mortgage - Equity," Winter/Spring, 1982
                     "Update on Hotel Capitalization Rates,"
                      Winter/Spring, 1982
                     "Mortgage - Equity," Summer/Fall, 1982
                     "Are Casino Hotels Really Worth $500,000 Per Room?"
                      Summer/Fall, 1982
                     "The Hotel-Motel Life Cycle, Summer/Fall, 1982
                     "Mortgage - Equity," Winter/Spring, 1983
                     "Update on Hotel Development Costs," Winter/Spring, 1983 "The Valuation of Hotels and Motels for Assessment
                      Purposes," Winter, 1984
                     "Hotel Capitalization Rates," Summer, 1984
                     "Hotel Development Cost Survey," Summer, 1984
                     "Selecting a Hotel Management Company," Fall, 1984 "Hotel Capitalization Rates," Spring, 1985
                     "How to Perform a Breakeven Analysis," Spring, 1985 "Hotel Capitalization Rates," Winter, 1986
                     "Hotel Development Costs," Winter, 1986
                     "Hotel Valuation Survey," Winter, 1987
                     "Impact of New Tax Laws on Hotel Values," Winter, 1987 "Hotel-Motel Market Sales Update," Winter, 1987 "Structuring an Incentive Management Fee," Fall, 1987 "Understanding Your Hotel's Economic Life," Fall, 1987 "Hotel Development Costs," Fall, 1987
                     "Hotel, Motel Market Sales Update," Winter, 1988 "Amenity Creep," Winter, 1989
                     "Hotel Franchise Fees," Winter, 1989
                     "Hotel Valuation Index," Fall, 1989
                     "Latest Trends in Hotel Values," Fall, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Tri-State Real Estate Journal

                     "Across the Nation: Hotel Sale Prices Escalate on Average,"
                      December 23, 1994

U.S. Real Estate Week

                     "All-Suites Market Entering Second Phase," May 4, 1987

Valuation

                     "Hotel-Motel Market Sales Update," February, 1987

Quarterly Newsletter
Hotel Valuation Journal

                     Professional newsletter with a circulation of 10,000

Real Estate Column
Lodging Hospitality

                     Real estate editor for a major monthly hospitality periodical

Hospitality Column
Real Estate Finance Journal

                     Contributing hospitality editor

Computer Software
Hospitality Valuation Software

                     Hotel financial software for room night analyses, income and expense forecasts, and valuation calculations - developed and distributed for the Appraisal Institute

Hotel-Motel Data
Hospitality Market Data
Exchange

                     National clearinghouse for information pertaining to hotel and motel transactions

Hotel Valuation Index

                     National index of hotel value trends for 24 individual market areas

Hospitality Seminar Series

                     Intensive short courses for hotel and restaurant professionals

Hotel Franchise Fees Analysis Guide

                     Analysis of hotel franchise fees and costs

Hospitality Bibliography

                     Comprehensive literature index of hotel and restaurant books and articles

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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     HVS
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INTERNATIONAL
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Awards
Robert H. Armstrong Award

                     For the most significant contribution to The Appraisal Journal in 1975

Activities

                     Commercial pilot, instrument, multi-engine; sailing; skiing

Corporate and Institutional Clients Served

Aetna Life Insurance
AIG Real Estate Investment
Aldrich Eastman and Waltch
Allstate
American Airlines
America's Best Inns
Arthur Anderson & Company
Bankers Trust Company
Bank of America
Bank of Boston
Bank of Montreal
Bank of New York
Bank of Nova Scotia
Bank of Tokyo
Bank One-Columbus
Banque Indosuez
Barclay's Bank
Baybank Boston
The Beacon Companies
Bear, Stearns & Company, Inc.
Best Inns
Best Western International
Boykin Management Co.
Bradbury Suites
C. Itoh
Caesar's World
California Dept. of Transportation
Chase Lincoln First Bank, N.A.
Chase Manhattan Bank
Chemical Bank
Chrysler Capital Corporation
CIGNA
Citibank
Citicorp Real Estate
City of Boston
City of Detroit
City of Grand Rapids
City of Kalamazoo
City of Orlando
City of Philadelphia
City of Santa Monica
City of Toronto
Columbia Sussex Corporation
Continental Illinois National Bank
Copley Real Estate Advisors
Corporex Development
CRI, Inc.
Cushman and Wakefield
Days Inns
Edward J. DeBartolo Corp.

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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     HVS
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INTERNATIONAL
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Corporate and Institutional Clients Served (continued)

Deer Valley Ski Corporation
Doubletree Hotels
Drury Inns
Econo Lodge
Economic Development Admin.
EIE Regent International
Embassy Suites
Equitable Life Assurance
Equitable Real Estate Investment
European American Bank
Fairmont Hotels
Federal Deposit Insurance Corp.
First Boston
First California Savings
First Interstate Bank
First National Bank of Chicago
Four Seasons Hotels
Goldman, Sachs
Greater Orlando Aviation Authority
Great Western Bank
Great Western Savings
Guest Quarters
Hampton Inns
Hilton Hotels, Corp.
Hilton International
Holiday Corporation
Holiday Inns
Home Savings of America
Howard Johnson's
Hudson Hotels Corporation
Hyatt Hotels
Industrial Bank of Japan
Interstate Hotels
The Irvine Company
ITT Commercial Finance Corp.
Japan Airlines
JDC (America) Corporation
John Q. Hammons
John Hancock Life Insurance
Johnson & Wales College
Kenneth Leventhal & Assoc.
Kidder Peabody & Company, Inc.
La Quinta
Larken, Inc.
Lexington Companies
Loews Hotels
Harry Macklowe Real Estate
Marine Midland Bank, N.A.
Marriott Corporation
MA Bay Transit Authority
Massachusetts Mutual Life
Mellon Bank
Meridien Hotels
Merrill Lynch
Merrill Lynch Capital Markets
Metropolitan Life Insurance
Microtel
Midlantic Bank

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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Corporate and Institutional Clients Served (continued)

Mitsubishi
Morgan Guaranty Bank & Trust Co.
J.P. Morgan Investment Management
Morgan Stanley
Motel 6, Inc.
Mutual Benefit Co.
National Westminster Bank
New York Life Insurance
Nippon Credit Bank
Nomura Securities Int'l
North American Taisei Corporation
Northwestern Mutual Life
Omni Hotels
Parabas Bank
Prime Motor Inns
Property Capital Trust
Prudential Life Insurance
Radisson Hotels
Ramada Inns
Red Lion Inns
Regent International
Registry Hotels
Residence Inns
Resolution Trust Corporation
Rhode Island Hospital Trust
Ritz-Carlton Hotels
Rodeway Inns
Rose Associates
Salomon Brothers
San Antonio Hotel/Motel Assoc.
Sanwa Bank
Security Pacific Bank
Servico Management Corp.
Sheraton Hotels
Sonesta Hotels
Sonnenblick-Goldman
Steamboat Ski Corporation
Stouffer Hotels
Stratton Corporation
Sumitomo Bank
Summerfield Hotel Corporation
Super 8 Hotels
Swiss Bank Corporation
Taisei
Texas Commerce Bancshares, Inc.
Tishman Realty Corporation
Trans World Airlines
Travelers Insurance
TraveLodge
Trusthouse Forte
UBS Securities
Union Labor Life
United Bank of Switzerland
United Inns, Inc.
United States Steel
Universal Hotels
U.S. Air Force
U.S. Department of Justice

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Corporate and
Institutional Clients
Served (continued)

U.S. Department of the Army
U.S. Department of the Interior
U.S. Economic Development Authority
U.S. Trust Company
Walt Disney Productions
Westin Hotels
Williams Hospitality Corporation
Winegardner & Hammons
Winthrop Financial Associates
Wyndham Hotels
Zeckendorf Company

Appearance as
an Expert Witness

Administrative Law Court - SEC, Washington, DC
Appellate Tax Board, Boston, Massachusetts
Arbitration, Wayne, New Jersey
Assessment Appeals Board, Los Angeles County, Los Angeles, California Board of Equalization and Review, Washington, District of Columbia (2) Board of Taxation, Atlantic City, New Jersey
Bureau de Revision Evaluation Fonciere du Quebec, Montreal, Canada Circuit Court, Orange County, Orlando, Florida
Condemnation Review Board, Minneapolis, Minnesota
Corporation Committee, Rhode Island State Senate
Court  of  Common  Pleas,  Allegheny  County, Pennsylvania
Court of Common Pleas, Franklin County, Ohio
Court of Common Pleas, Montgomery, Pennsylvania
Court of Common Pleas, Pittsburgh, Pennsylvania
Court of Common Pleas, Philadelphia, Pennsylvania
Court of Queen's Bench of Alberta, Canada
District Court, Arapahoe County, Colorado
District Court, Dallas County, Texas
District Court, Harris County, Texas
District Court, Tarrant County, Texas
District  Court,  Hennepin  County,  Minneapolis, Minnesota
District Court, Knoxville, Tennessee
Federal Bankruptcy Court, Oakland, California
Federal Bankruptcy Court, Los Angeles, California

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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     HVS
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INTERNATIONAL
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Appearance as
an Expert Witness
(continued)

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Denver, Colorado
Federal Bankruptcy Court, District of Columbia
Federal Bankruptcy Court, Miami, Florida (2)
Federal Bankruptcy Court, Chicago, Illinois
Federal Bankruptcy Court, New Orleans, Louisiana
Federal Bankruptcy Court, Greenbelt, Maryland
Federal Bankruptcy Court, Baltimore, Maryland
Federal Bankruptcy Court, Rockville, Maryland
Federal Bankruptcy Court, Boston, Massachusetts
Federal Bankruptcy Court, Grand Rapids, Michigan
Federal Bankruptcy Court, Las Vegas, Nevada
Federal Bankruptcy Court, Newark, New Jersey (2)
Federal Bankruptcy Court, Manhattan, New York (2)
Federal Bankruptcy Court, Westbury, New York
Federal Bankruptcy Court, Philadelphia, Pennsylvania
Federal Bankruptcy Court, Reading, Pennsylvania
Federal Bankruptcy Court, Salt Lake City, Utah
Federal Bankruptcy Court, Madison, Wisconsin (2)
Federal District Court, Rochester, New York
Federal District Court, Philadelphia, Pennsylvania (2)
Judicial  Arbitration  and  Mediation  Services, Dallas, Texas
Michigan Tax Tribunal, Detroit, Michigan
New Jersey Tax Court, Newark, New Jersey (2)
Superior Court, District of Columbia
Superior Court, Clayton County, Georgia (2)
Superior Court of North Carolina
Superior Court, Nashua, New Hampshire
Supreme Court, New York State, Buffalo, New York
Supreme Court, New York State, Manhattan, New York
Supreme Court, New York State, Riverhead, New York

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Appearance as
an Expert Witness
(continued)

Tax Review Board, San Joaquin County, Stockton, California
Tax Review Board, Bangor, Maine
Tax Review Board, Schenectady, New York
Tax Review Board, Yorktown, New York
Tax Review Board, North Carolina
Tax Review Board, Philadelphia, Pennsylvania (2)
U.S. District Court, Wilmington, Delaware
U.S. District Court, Madison, Wisconsin

================================================================================
  Partial List of Hotels/Motels, Appraised or Reviewed Internationally

  North America

  Canada

   - Delta Hotel, Calgary
   - Econo Lodge, Hull
   - Hotel Lord Berri, Montreal
   - Hotel Vogue, Montreal
   - Hyatt Regency, Montreal
   - Le Ragence Hyatt, Montreal
   - Holiday Inn, Oshawa, Ontario
   - Hotel Le Chantecler, Quebec
   - Bond Place Hotel, Toronto
   - Carlton Hotel, Toronto
   - Chelsea Hotel, Toronto
   - Delta Chelsea Hotel, Toronto
   - Four Seasons on the Park, Toronto
   - Inn on the Park, Toronto
   - Novotel Missisauga, Toronto
   - Ramada Inn, Toronto
   - Sutton Hotel, Toronto
   - Toronto Marriott East, Toronto
   - Westbury Hotel, Toronto
   - Burnaby Villa Inn, Vancouver
   - Four Seasons Hotel, Vancouver
   - Sheraton Land Mark, Vancouver
   - Sheraton Plaza 500, Vancouver
   - Four Seasons Yorkville Hotel, Yorkville

  United States

  Alabama
   - MEI - Birmingham West, Bessemer
   - Comfort Inn, Birmingham
   - Courtyard by Marriott, Birmingham
   - Courtyard by Marriott-Hoover, Birmingham
   - Courtyard By Marriott/Homewood, Birmingham
   - Crown Sterling Suites, Birmingham
   - Fairfield Inn, Birmingham
   - Holiday Inn, Birmingham
   - Howard Johnson, Birmingham
   - Knights Inn, Birmingham
   - Ramada Inn, Birmingham
   - Residence Inn by Marriott, Birmingham
   - Still Waters Resort, Dadeville
   - Ramada Inn, Gadsden
   - Sheraton Hotel, Gulf Shores
   - Courtyard by Marriott, Huntsville
   - Knights Inn, Huntsville
   - Marriott Hotel-Proposed, Huntsville
   - La Quinta Inn, Huntsville University
   - Days Inn, Mobile
   - Hotel - Proposed, Mobile
   - Inn-Proposed, Mobile
   - Stouffer Riverview, Mobile
   - Courtyard by Marriott, Montgomery
   - Fairfield Inn, Montgomery
   - Holiday Inn-Downtown, Montgomery
   - Holiday Inn-East, Montgomery
   - Howard Johnson, Montgomery
   - La Quinta Inn, Montgomery
   - Residence Inn, Montgomery
   - Marriott's Grand Hotel, Point Clear
   - Holiday Inn, Sheffield
   - La Quinta, Tuscaloosa
   - Masters Economy Inn, Tuscaloosa
   - Proposed Extended Stay, West Mobile

  Alaska
   - Barratt Inn, Anchorage
   - Clarion Hotel, Anchorage
   - Holiday Inn, Anchorage
   - Hotel Captain Hook, Anchorage
   - International Airport Inn, Anchorage
   - Sheraton Anchorage Hotel, Anchorage

  Arizona
   - Holiday Inn, Bullhead City
   - Embassy Suites, Camelback
   - Compri Hotel-Proposed, Chandler
   - Quality Inn, Chandler
   - Ramada Inn, Chandler
   - AmeriSuite Hotel-Proposed, Flagstaff
   - Holiday Inn, Flagstaff
   - Motel 6, Flagstaff
   - Rodeway Inn, Flagstaff
   - Bright Angel Lodge, Grand Canyon
   - El Tovar Hotel, Grand Canyon
   - Grand Canyon National Park, Grand Canyon
   - Kachina Lodge, Grand Canyon
   - Maswik Lodge, Grand Canyon
   - Moqui Lodge, Grand Canyon
   - Phantom Ranch, Grand Canyon
   - Thunderbird Lodge, Grand Canyon
   - Yavapai Lodge, Grand Canyon
   - Hampton Inn-Proposed, Holbrook
   - Moqui Lodge, Kaibab National Forest
   - Rodeway Inn, Kingman
   - Nautical Inn Resort, Lake Havasu City
   - Lexington Hotel Suites, Mesa
   - Biosphere II Conference Center, Oracle
   - Best Western-Per Diem, Phoenix
   - Bobby McGee's, Phoenix
   - Caravan Inn, Phoenix
   - Compri Hotel-Proposed, Phoenix
   - Courtyard by Marriott-Black Canyon, Phoenix
   - Courtyard by Marriott-Mesa, Phoenix
   - Crescent Phoenix Hotel, Phoenix
   - Crown Sterling Suites, Phoenix
   - Days Inn, Phoenix
   - Doubletree Inn at Park Central, Phoenix
   - Embassy Suites, Phoenix
   - Embassy Suites-Biltmore, Phoenix
   - Executive Park Hotel, Phoenix
   - Fountain Suites Hotel, Phoenix
   - Granada Royale-Camelhead, Phoenix
   - Hilton Hotel, Phoenix
   - Holiday Inn, Phoenix
   - Hyatt Regency, Phoenix
   - La Quinta Hotel, Phoenix
   - Lexington Hotel Suites, Phoenix
   - Newton's Sands, Phoenix
   - Phoenician Golf & Tennis Resort, Phoenix
   - Pointe Hilton at Tapatio Cliffs, Phoenix
   - Quality Inn, Phoenix
   - Ramada Inn-Airport, Phoenix
   - Ramada Inn-East, Phoenix
   - Ritz Carlton, Phoenix
   - Sunburst Resort Hotel, Phoenix
   - Hassayampa Inn, Prescott
   - Clarion Inn at McCormick Ranch, Scottsdale
   - Conference Center, Scottsdale
   - Courtyard by Marriott-Mayo, Scottsdale
   - Doubletree Inn at Scottsdale Mall, Scottsdale
   - Fairfield Inn, Scottsdale
   - Fashion Square Hotel, Scottsdale
   - Loews Paradise Resort, Scottsdale
   - Marriott Camelback Inn, Scottsdale
   - Marriott Mountain Shadows, Scottsdale
   - Mountain Shadows Resort, Scottsdale
   - Orange Tree Resort, Scottsdale
   - Ramada-Valley Ho, Scottsdale
   - Red Lion's La Posada Resort, Scottsdale
   - Registry Resort, Scottsdale
   - Rodeway Inn, Scottsdale
   - Scottsdale Princess, Scottsdale
   - Sheraton Scottsdale Resort, Scottsdale
   - The Phoenician, Scottsdale
   - Valley Ho, Scottsdale
   - John Gardiner's Enchantment, Sedona
   - L'Auberege de Sedona, Sedona
   - Los Abrigados, Sedona
   - Orchards Inn, Sedona
   - Hotel-Proposed, Sierra Vista
   - Motel 6, Sierra Vista
   - Temple Bar Resort, Temple Bar
   - Coachman Inn - Proposed, Tolleson/Phoenix
   - Tubac Resort, Tubac
   - Canyon Ranch, Tucson
   - Coachman Inn-Proposed, Tucson
   - Courtyard by Marriott, Tucson
   - Doubletree Inn, Tucson
   - Embassy Suites, Tucson
   - Granada Royale Hometel-E. Broadway, Tucson
   - Hotel Park Tucson-Proposed, Tucson
   - Lexington Suites Hotel, Tucson
   - Loews Hotel, Tucson
   - Resort Hotel-Proposed, Tucson
   - Rodeway Inn, Tucson
   - Sunbelt Commerce Center Hotel, Tucson
   - La Quinta Inn, Tucson East
   - Bobby McGee's, Tuscon
   - Radisson Suite Hotel, Tuscon
   - Ventana Canyon Golf and Racquet, Tuscon
   - Ramada Inn, Union Hill

  Arkansas
   - Sheraton Inn, Fort Smith
   - Hilton, Hot Springs
   - Holiday Inn-Lake Hamilton, Hot Springs
   - Courtyard by Marriott, Little Rock
   - Holiday Inn, Little Rock
   - Legacy Hotel, Little Rock
   - Little Rock Hilton, Little Rock
   - Masters Economy Inn, Little Rock
   - Red Carpet Inn, Little Rock
   - Super 8, Little Rock
   - Masters Economy Inn, North Little Rock
   - Masters Economy Inn, Protho-Junction
   - Holiday Inn, Texarkana

  California
   - Hampton Inn, Agoura Hills
   - Ramada Inn, Agoura Hills
   - Residence Inn-Proposed, Agoura Hills
   - Island Motel, Almeda
   - Anaheim Hilton & Towers, Anaheim
   - Anaheim Park Motor Inn, Anaheim
   - Anaheim Plaza Hotel, Anaheim
   - Best Western Pavillions, Anaheim
   - Carousel Inn, Anaheim
   - Conestoga Hotel, Anaheim
   - Courtyard by Marriott, Anaheim
   - Crown Sterling Suites, Anaheim
   - Disneyland Hotel, Anaheim
   - Golden Forest Motel, Anaheim
   - Hampton Inn, Anaheim
   - Hilton, Anaheim
   - Holiday Inn Anaheim Center, Anaheim
   - Hotel-Proposed, Anaheim
   - Marriott Hotel, Anaheim
   - Pan Pacific Hotel, Anaheim
   - Pitcairn Motel, Anaheim
   - Raffles Inn, Anaheim
   - Ramada Maingate/Disneyland Hotel, Anaheim
   - Roger Morris Inn, Anaheim
   - Stovall's Inn, Anaheim
   - The Station Inn, Anaheim
   - Travelodge Inn at the Park, Anaheim
   - AmeriSuite, Anaheim Hills
   - Comfort Inn, Anahiem
   - Mansouri Hotel, Antioch
   - Red Lion, Apple Valley
   - Hampton Inn, Arcadia
   - Residence Inn, Arcadia
   - Hilton Lodge, Arrowhead Lake
   - Auburn Inn, Auburn
   - Sleep Inn, Auburn
   - Allstar Inn, Bakersfield
   - Clarion Hotel, Bakersfield
   - Courtyard by Marriott, Bakersfield
   - Economy Inn, Bakersfield
   - Ramada Inn, Bakersfield
   - Red Lion Hotel, Bakersfield
   - Residence Inn, Bakersfield
   - Rodeway Inn, Bakersfield
   - Hilton Hotel, Baldwin Park
   - San Gabriel Valley Hotel, Baldwin Park
   - The Hilton Hotel, Baldwin Park
   - Allstar Inn, Barstow
   - Economy Inn, Barstow
   - Marriott Berkeley Marina, Berkeley
   - Shattuck Hotel, Berkeley
   - Beverly Hills Hotel, Beverly Hills
   - Beverly Rodeo Hotel, Beverly Hills
   - Beverly Wilshire Hotel, Beverly Hills
   - Hilton Hotel-Cresthil, Beverly Hills
   - L'Ermitage, Beverly Hills
   - Peninsula Hotel, Beverly Hills
   - Best Western, Big Bear Lake
   - Big Bear Hotel, Big Bear Lake
   - Big Bear Lake Resort, Big Bear Lake
   - Big Bear Towering Pines, Big Bear Lake
   - Motel 6, Big Bear Lake
   - Post Ranch, Big Sur
   - Ventana Inn, Big Sur
   - Rodeway Inn, Blythe
   - Courtyard by Marriott, Brea
   - Holiday Inn, Brentwood
   - Courtyard by Marriott, Buena Park
   - Fairfield Inn, Buena Park
   - Hampton Inn, Buena Park
   - Holiday Inn, Buena Park
   - Crowne Sterling Suites, Burlingame
   - Hyatt Regency, Burlingame
   - Mariott Hotel - SFO, Burlingame
   - Marriott, Burlingame
   - Marriott-San Francisco Airport, Burlingame
   - Radisson Hotel-Proposed, Burlingame
   - Sheraton Hotel, Burlingame
   - Courtyard by Marriott, Camarillo
   - Best Western Fireside Inn, Cambria
   - Cambria Pines Lodge, Cambria
   - Residence Inn, Campbell
   - Hotel-Proposed, Capitola
   - Resort Hotel, Spa & Conference Ctr., Capitola
   - Allstar Inn, Carlsbad
   - Carlsbad Inn, Carlsbad
   - Inn of America, Carlsbad
   - La Costa Hotel and Spa, Carlsbad
   - Olympic Resort Hotel, Carlsbad
   - Tickle Pink Inn, Carmel
   - Allstar Inn, Carpinteria
   - Desert Princess Country Club, Cathedral City
   - Royce Suites Hotel, Cathedral City
   - Digger Bay, Central Valley
   - Marriott Hotel-Proposed, Century City
   - Westin Century Plaza Hotel, Century City
   - Neighborhood Inn-Proposed, Chatsworth
   - Red Lion Hotel, Chico
   - Otay Valley Inn, Chula Vista
   - Travelodge-Otay Valley, Chula Vista
   - Ramada Inn, City of Commerce
   - Sheraton Hotel, City of Industry
   - Allstar Inn, Coalinga
   - Harris Ranch Restaurant/Inn, Coalinga
   - Howard Johnson, Colton
   - Best Western Willow Tree Inn, Compton
   - Concord Hotel, Concord
   - Hilton Hotel, Concord
   - The Trees Inn, Concord
   - Motel 6, Corona
   - Hotel del Coronado, Coronado
   - Loews Coronado Bay Resort, Coronado
   - Madera Village Inn, Corte Madera
   - Ha' Penny Inn, Costa Mesa
   - La Quinta Hotel, Costa Mesa
   - Marriott Suites, Costa Mesa
   - Red Lion Hotel, Costa Mesa
   - Residence Inn, Costa Mesa
   - Pacifica Hotel, Culver City
   - Ramada Inn, Culver City
   - Courtyard by Marriott, Cupertino
   - Doubletree Hotel, Cupertino
   - Doubletree Hotel, Dana Point
   - Spa-Proposed, Danville
   - El Rancho, Davis
   - Furnace Creek Resort, Death Valley
   - Stovepipe Wells Village, Death Valley
   - Hilton, Del Mar
   - Days Inn, Diamond Bar
   - Compri Hotel, El Segundo
   - Proposed Summerfield, El Segundo
   - Days Inn, Emeryville
   - Holiday Inn-Bay Bridge, Emeryville
   - Lyons Restaurant, Emeryville
   - Budget Motel, Encinitis
   - Marriott Tenaya Lodge-Proposed, Fishcamp
   - Holiday Inn, Fort Myers Beach
   - All Suites Hotel/Athletic Club, Foster City
   - Clubtel-Proposed, Foster City
   - Courtyard by Marriott, Foster City
   - Holiday Inn, Foster City
   - Courtyard by Marriott, Fremont
   - Fremont Hotel, Fremont
   - Motel 6, Fremont
   - Residence Inn, Fremont
   - Allstar Inn, Fresno
   - AmeriSuite, Fresno
   - Chateau Inn, Fresno
   - Courtyard by Marriott, Fresno
   - Economy Inn, Fresno
   - Hacienda, Fresno
   - Holiday Inn, Fresno
   - Holiday Inn-Fresno Airport, Fresno
   - Howard Johnson Motel, Fresno
   - Piccadilly Inn, Fresno
   - Travelers Inn, Fresno
   - Travelers Lodge, Fresno
   - Griswold's Hotel, Fullerton
   - Holiday Inn, Fullerton
   - Marriott Hotel, Fullerton
   - Hotel-Proposed, Garden Grove
   - Hyatt Regency Alicante, Garden Grove
   - Princess Hotel, Garden Grove
   - Motel 6, Gilroy
   - Hyatt Regency-Proposed, Goleta
   - Allstar Inn, Hacienda Heights
   - Courtyard by Marriott, Hacienda Heights
   - Half Moon Bay Lodge, Half Moon Bay
   - Courtyard by Marriott, Harbor Boulevard
   - Grosvenor, Harborside-Pt. Loma
   - Inn at Foss Creek, Healdsburg
   - Chateau Marmont, Hollywood
   - Hollywood Palm Hotel, Hollywood
   - Sunset Towers Hotel, Hollywood
   - Waterfront Hilton Hotel, Huntington Beach
   - Compri Hotel, Hutton Centre
   - Grand Champions Resort, Indian Wells
   - Stouffer Esmerelda Resort, Indian Wells
   - Courtyard By Marriott, Irvine
   - Courtyard by Marriott - Proposed, Irvine
   - Embassy Suites, Irvine
   - Hilton Hotel, Irvine
   - Holiday Inn, Irvine
   - Hyatt Hotel, Irvine
   - La Quinta-Proposed, Irvine
   - Marriott Hotel, Irvine
   - Marriott-Proposed, Irvine
   - Registry Hotel, Irvine
   - Residence Inn-Proposed, Irvine
   - Amador Inn, Jackson
   - Embassy Suites, La Jolla
   - Hotel-Proposed, La Jolla
   - La Jolla Property, La Jolla
   - La Jolla Village Inn, La Jolla
   - Marriott Hotel, La Jolla
   - Residence Inn, La Jolla
   - Days Inn-Proposed, La Palma
   - PGA West Resort - Proposed, La Quinta
   - Lafayette Park Hotel, Lafayette
   - Laguna Shores, Laguna Beach
   - Holiday Inn, Laguna Hills
   - Ryokan Hotel-Proposed, Laguna Hills
   - Villa Valencia, Laguna Hills
   - Ritz Carlton, Laguna Niguel
   - Lake Mohave Resort, Lake Mohave
   - Resort at Squaw Creek, Lake Tahoe
   - Courtyard by Marriott, Larkspur Landing
   - Hilton, Las Cruces
   - Surf and Sand Hotel, Leguna Beach
   - Holiday Inn, Lido Beach
   - Motel-Proposed, Little Lake
   - Residence Inn, Livermore
   - Residence Inn-Proposed, Livermore
   - Breakers Hotel, Long Beach
   - Holiday Inn, Long Beach
   - Holiday Inn Airport, Long Beach
   - Marriott Hotel-Long Beach Airport, Long Beach
   - Marriott Hotel-Proposed, Long Beach
   - Ramada Renaissance Hotel, Long Beach
   - Residence Inn, Long Beach
   - Sheraton Long Beach & Office Tower, Long Beach
   - Airport Park Hotel, Los Angeles
   - Bel Age, Los Angeles
   - Biltmore Hotel, Los Angeles
   - Century Inn, Los Angeles
   - Checkers Hotel, Los Angeles
   - Courtyard by Marriott-Irvine Main, Los Angeles
   - Courtyard by Marriott-LAX Airport, Los Angeles
   - Crown Sterling Suites, Los Angeles
   - Days Inn, Los Angeles
   - Econo Lodge-Proposed, Los Angeles
   - Embassy Suites, Los Angeles
   - Embassy Suites-LAX-Proposed, Los Angeles
   - Four Seasons, Los Angeles
   - Hampton Inn-LAX, Los Angeles
   - Herrick and Campbell, Los Angeles
   - Hilton & Towers-LAX, Los Angeles
   - Hilton Hotel, Los Angeles
   - Holiday Inn Crowne Plaza-LAX, Los Angeles
   - Le Montrose Hotel, Los Angeles
   - Ma Maison Sofitel, Los Angeles
   - Macklowe Hotel, Los Angeles
   - Marriott Century City, Los Angeles
   - MCA Hotel-Proposed, Los Angeles
   - New Otani Hotel, Los Angeles
   - Playa Vista Development, Los Angeles
   - Stouffer Concourse Hotel, Los Angeles
   - Westin Bonaventure, Los Angeles
   - Westwood Marquis Hotel, Los Angeles
   - Los Gatos Lodge, Los Gatos
   - Macienda Inn, Los Gatos
   - Toll House Inn, Los Gatos
   - Residence Inn, Manhattan Beach
   - All Suite Hotel, Marina Del Rey
   - Marina Beach Hotel, Marina del Rey
   - Marina del Rey Hotel and Marina, Marina del Rey
   - Marina Suites Hotel, Marina Del Rey
   - Marriott Marina Del Rey, Marina Del Rey
   - Residence Inn, Meriden
   - Quality Suites Hotel - Proposed, Millbrae
   - Beverly Heritage Hotel, Milpitas
   - Crown Sterling Suites, Milpitas
   - Holiday Inn, Milpitas
   - Courtyard by Marriott, Mira Mesa
   - Grosvenor, Mission Bay
   - Motel Orleans, Modesto
   - Red Lion Hotel, Modesto
   - Red Lion-Proposed, Modesto
   - Carmel Mission Inn, Monterey
   - Doubletree Inn, Monterey
   - Former Monterey Hilton Hotel, Monterey
   - Monterey Plaza, Monterey
   - Plaza Hotel, Monterey
   - Sheraton Hotel, Monterey
   - Pebble Beach Company, Monterey County
   - Inn at Morro Bay, Morro Bay
   - Residence Inn, Mountain View
   - Inn at Napa Valley, Napa
   - Best Western Inn, Napa Valley
   - Clarion Hotel-Napa Valley, Napa Valley
   - Silverado, Napa Valley
   - Ha'Penny Motel, National City
   - Allstar Inn, Needles
   - Hilton-Newark/Fremont, Newark
   - Four Seasons Hotel, Newport Beach
   - Hotel Meridien, Newport Beach
   - Hyatt Newporter, Newport Beach
   - Newporter Resort, Newport Beach
   - Sheraton, Newport Beach
   - Days Inn-Proposed, North Hollywood
   - Northstar, North Lake Tahoe
   - Ramada Inn, Norwalk
   - Impact Study - Proposed Hotel, Oakdale
   - Hilton Inn, Oakland
   - Holiday Inn, Oakland
   - Holiday Inn-Oakland Airport, Oakland
   - Parc Oakland Hotel, Oakland
   - Resort - Proposed, Olympic Valley
   - Resort at Squaw Creek-Proposed, Olympic Valley
   - Clarion Hotel, Ontario
   - Compri Hotel, Ontario
   - Fairfield Inn, Ontario
   - Holiday Inn, Ontario
   - Lexington Hotel Suites, Ontario
   - Red Lion Hotel, Ontario
   - Doubletree Hotel, Orange
   - Woodfin Suites, Orange
   - Embassy Suites, Palm Desert
   - Marriott Desert Springs, Palm Desert
   - Canyon Resort, Palm Springs
   - Compri Hotel-Proposed, Palm Springs
   - Courtyard by Marriott, Palm Springs
   - Desert Princess, Palm Springs
   - Grand Champions Resort, Palm Springs
   - International Hotel and Resort, Palm Springs
   - Ocotillo Lodge, Palm Springs
   - Palm Canyon, Palm Springs
   - PGA West Resort-Proposed, Palm Springs
   - Spa Hotel at Mineral Springs, Palm Springs
   - Westin Hotel, Palm Springs
   - Grosvenor, Palmdale
   - Super 8, Palmdale
   - Cowper Square, Palo Alto
   - Garden Court, Palo Alto
   - Holiday Inn, Palo Alto
   - Stanford Park, Palo Alto
   - Marriott, Paradise Valley
   - All Suite Hotel-Proposed, Pasadena
   - Doubletree Hotel, Pasadena
   - Holiday Inn, Pasadena
   - Cascade Ranch Lodge, Pescadero
   - Elk Lodge, Petaluma
   - Hotel Petaluma, Petaluma
   - Hilton-Proposed, Pismo Beach
   - Hilton-Sea Point, Pismo Beach
   - Holiday Inn, Pismo Beach
   - Hotel-Proposed, Pismo Beach
   - Pismo II, Pismo Beach
   - Fairfield Inn, Placentia
   - Residence Inn, Placentia
   - Howard Hughes Center, Playa Vista
   - Pleasant Hill Inn, Pleasant Hill
   - Residence Inn, Pleasant Hill
   - Club Hilton Hotel-Proposed, Pleasanton
   - Compri Hotel, Pleasanton
   - Courtyard by Marriott, Pleasanton
   - Hilton, Pleasanton
   - Holiday Inn, Pleasanton
   - Pleasanton Creek, Pleasanton
   - Shilo Inn - Hilltop, Pomona
   - Compri Hotel, Rancho Bernardo
   - Radisson Suites, Rancho Bernardo
   - Comfort Inn Motel, Rancho Cordova
   - Courtyard by Marriott, Rancho Cordova
   - Economy Inn, Rancho Cordova
   - El Rancho, Rancho Cordova
   - Quality Suites-Proposed, Rancho Cordova
   - Sheraton Sunrise, Rancho Cordova
   - Marriott Rancho Las Palmas, Rancho Mirage
   - Mission Hills Hotel, Rancho Mirage
   - Resort Hotel-Proposed, Rancho Mirage
   - Westin Mission Hills Resort, Rancho Mirage
   - Bridge Bay Resort, Redding
   - Grand Manor Inn, Redding
   - La Quinta Inn, Redding
   - Motel 6, Redding
   - Motel Orleans, Redding
   - Red Lion Inn, Redding
   - Shasta Inn, Redding
   - Portofino Hotel & Yacht Club, Redondo Beach
   - Sheraton, Redondo Beach
   - Sofitel Redwood Shores, Redwood
   - Days Inn, Richmond
   - Best Western Carraige Inn, Ridgecrest
   - Days Inn, Riverside
   - Mission Inn-Proposed, Riverside
   - Omni Mission Inn, Riverside
   - Sheraton Hotel, Riverside
   - Red Lion Inn, Rohnert Park
   - Crown Sterling Suites, S.San Fransicso
   - Allstar Inn, Sacramento
   - Arco Arena II-Proposed, Sacramento
   - Arco Park, Sacramento
   - Catering Center - Proposed, Sacramento
   - Clarion Hotel, Sacramento
   - Compri Hotel-Proposed, Sacramento
   - Courtyard by Marriott, Sacramento
   - Courtyard by Marriott-S. Natomas, Sacramento
   - Hilton Hotel, Sacramento
   - Holiday Inn-Capital Plaza, Sacramento
   - Hotel-Proposed, Sacramento
   - Hyatt Arbitrat, Sacramento
   - Hyatt Regency, Sacramento
   - La Quinta Hotel, Sacramento
   - Motel Orleans, Sacramento
   - Radisson Hotel, Sacramento
   - Red Lion Inn, Sacramento
   - Residence Inn, Sacramento
   - Sacramento Inn, Sacramento
   - Sierra Inn, Sacramento
   - Sterling Hotel, Sacramento
   - Travelers Inn, Sacramento
   - Woodlake Inn, Sacramento
   - Harvest Inn, Saint Helena
   - Courtyard by Marriott, San Bruno
   - San Carlos Motel Development, San Carlos
   - Atlas Hotels/Mission Valley Inn, San Diego
   - Best Western Seven Seas Motor Lodge, San Diego
   - Budget Motel of America, San Diego
   - Catamaran Resort Hotel, San Diego
   - Center Pointe Development, San Diego
   - Comfort Inn, San Diego
   - Courtyard by Marriott-Mira Mesa, San Diego
   - Doubletree Hotel, San Diego
   - Embassy Suites, San Diego
   - Executive Lodge, San Diego
   - Hanalei Hotel, San Diego
   - Harbor Island Hotel-Proposed, San Diego
   - Harborside Inn-Point Loma, San Diego
   - Harbortown Marina Resort, San Diego
   - Holiday Inn Montgomery Airport, San Diego
   - Holiday Inn-Embarcadero, San Diego
   - Holiday Inn-Harbor View, San Diego
   - Horton Grand Saddlery, San Diego
   - Horton Park Plaza Hotel, San Diego
   - Howard Johnson Hotel, San Diego
   - Inter-Continental Hotel & Marina, San Diego
   - Kings Inn, San Diego
   - La Jolla Village Inn, San Diego
   - La Quinta Hotel, San Diego
   - Marriott Hotel-Mission Valley, San Diego
   - Marriott Twin Towers and Marina, San Diego
   - Mission Valley Inn, San Diego
   - Omni Hotel, San Diego
   - Radisson Hotel, San Diego
   - Ramada Inn, San Diego
   - Ramada Limited Suites, San Diego
   - Ramada Old Town, San Diego
   - Ramada Rancho Penasquitos, San Diego
   - Red Lion Inn, San Diego
   - Regency Plaza Hotel, San Diego
   - San Diego Marriott, San Diego
   - Seven Seas Lodge, San Diego
   - Sheraton Grand, San Diego
   - Sheraton Harbor Island East, San Diego
   - Super 8-Point Loma, San Diego
   - Symphony Towers, San Diego
   - Town and Country Hotel, San Diego
   - Travelodge Hotel Plaza, San Diego
   - U.S. Grant Hotel, San Diego
   - Westin-Proposed, San Diego
   - Abagail Inn, San Francisco
   - Bellevue Hotel, San Francisco
   - Cable Motor Inn, San Francisco
   - California Cafe, San Francisco
   - Campton Place, San Francisco
   - Cartwright Hotel, San Francisco
   - Chancellor Hotel, San Francisco
   - Clarion Inn-San Francisco Airport, San Francisco
   - Comfort Inn, San Francisco
   - Courtyard by Marriott-Airport, San Francisco
   - Embarcadero Inn, San Francisco
   - Fairmont Hotel, San Francisco
   - Grand Hyatt, San Francisco
   - Grosvenor Clift Hotel, San Francisco
   - Harbor Court Hotel, San Francisco
   - Hilton Hotel, San Francisco
   - Holiday Inn - Union Square, San Francisco
   - Holiday Inn Crowne Plaza, San Francisco
   - Holiday Inn-Civic Center, San Francisco
   - Holiday Inn-Fisherman's Wharf, San Francisco
   - Holiday Inn-Golden Gateway, San Francisco
   - Holiday Inn-South, San Francisco
   - Holiday Lodge, San Francisco
   - Hotel Diva, San Francisco
   - Hotel Meridien, San Francisco
   - Hotel Union Square, San Francisco
   - Hotel-Proposed, San Francisco
   - Hyatt Fisherman's Wharf, San Francisco
   - Hyatt Regency Embarcadero, San Francisco
   - Inn at Fisherman's Wharf, San Francisco
   - Inn at the Opera, San Francisco
   - Inn-Proposed, San Francisco
   - Juliana Hotel, San Francisco
   - King George Hotel, San Francisco
   - La Quinta Inn, San Francisco
   - La Quinta-Airport, San Francisco
   - Lambourne Hotel, San Francisco
   - Laurel Motor Inn, San Francisco
   - Majestic Hotel, San Francisco
   - Manx Hotel, San Francisco
   - Mark Twain, San Francisco
   - Marriott, San Francisco
   - Marriott San Francisco-Proposed, San Francisco
   - Marriott-Airport, San Francisco
   - Orchard Hotel, San Francisco
   - Pan Pacific Hotel, San Francisco
   - Parc 55 Hotel, San Francisco
   - Park Hyatt Hotel, San Francisco
   - Portman Hotel, San Francisco
   - Prescott Hotel, San Francisco
   - Queen Anne Hotel, San Francisco
   - Ramada Hotel, San Francisco
   - Regis Hotel, San Francisco
   - Ritz-Carlton Hotel, San Francisco
   - San Franciscan, San Francisco
   - San Francisco Hotel, San Francisco
   - Savoy Hotel, San Francisco
   - Sheraton Palace Hotel, San Francisco
   - Sheraton-Fisherman's Wharf, San Francisco
   - Sir Francis Drake Hotel, San Francisco
   - Stanford Court, San Francisco
   - Stouffer Stanford Court Hotel, San Francisco
   - Super 8-Fisherman's Wharf, San Francisco
   - Westin St. Francis, San Francisco
   - Crowne Sterling Suites, San Francisco - South
   - Olympic Club Golf Course, San Francisco/San Mateo
   - Budget Inn, San Jose
   - Courtyard by Marriott, San Jose
   - Cozy 8 Arena Hotel, San Jose
   - Fairmont Hotel, San Jose
   - Holiday Inn, San Jose
   - Ramada Renaissance, San Jose
   - Red Lion Inn, San Jose
   - Islander Motel, San Leandro
   - Apple Farm Inn, San Luis Obispo
   - Embassy Suites, San Luis Obispo
   - Holiday Inn, San Luis Obispo
   - Los Nomados Resort, San Luis Obispo
   - Twin Oaks Golf Course, San Marcos
   - Dunfey San Mateo Hotel, San Mateo
   - Compri Hotel-Proposed, San Pedro
   - Embassy Suites Hotel, San Rafael
   - Marriott Hotel-Proposed, San Ramon
   - Residence Inn, San Ramon
   - AAA Inn, Santa Ana
   - California Palms Hotel, Santa Ana
   - Comfort Inn, Santa Ana
   - Compri Hotel, Santa Ana
   - Embassy Suites Santa Ana, Santa Ana
   - Executive Lodge, Santa Ana
   - Howard Johnson, Santa Ana
   - Quality Inn, Santa Ana
   - Ramada Inn-Orange County, Santa Ana
   - El Encanto Hotel, Santa Barbara
   - Fess Parker's Red Lion Resort, Santa Barbara
   - Four Seasons Hotel, Santa Barbara
   - Montecito Inn, Santa Barbara
   - San Ysidro Ranch, Santa Barbara
   - Santa Barbara Inn, Santa Barbara
   - Biltmore Hotel & Suites, Santa Clara
   - Days Inn, Santa Clara
   - Doubletree Hotel, Santa Clara
   - Embassy Suites, Santa Clara
   - Inn At Saratoga, Santa Clara
   - Marriott Hotel, Santa Clara
   - Quality Suites Hotel, Santa Clara
   - Dream Inn, Santa Cruz
   - Hilton, Santa Maria
   - Motel 6, Santa Maria
   - Econo Lodge-Proposed, Santa Monica
   - Holiday Inn, Santa Monica
   - Holiday Inn at the Pier, Santa Monica
   - Park Hyatt Hotel, Santa Monica
   - Santa Monica Beach Hotel, Santa Monica
   - Santa Monica/Slatkin, Santa Monica
   - Allstar Inn, Santa Rosa
   - Doubletree Hotel, Santa Rosa
   - Fountaingrove Inn, Santa Rosa
   - Holiday Inn, Santa Rosa
   - Round Barn Inn-Proposed, Santa Rosa
   - Sheraton Round Barn, Santa Rosa
   - Days Inn, Seaside
   - Embassy Suites, Seaside
   - Seaside 8 Motel, Seaside
   - Valley Radisson, Sherman Oaks
   - Red Lion, Sonoma
   - Sonoma Mission Inn, Sonoma
   - Holiday Inn - Proposed, Sonora
   - Timberwolf Lodge, South Lake Tahoe
   - Holiday Inn, South San Francisco
   - Hotel-Proposed, South San Francisco
   - Meadowood Resort, St. Helena
   - Hilton Hotel, Stockton
   - Holiday Inn, Stockton
   - La Quinta Hotel, Stockton
   - Motel Orleans, Stockton
   - Paradise Point Manna, Stockton
   - Sheraton-Proposed, Stockton
   - Hilton, Sunnyvale
   - Holiday Inn, Sunnyvale
   - Neighborhood Suites, Sunnyvale
   - Ramada Inn, Sunnyvale
   - Sunnyvale Hilton, Sunnyvale
   - Temecula Creek Inn, Temecula Creek
   - Westlake Plaza Hotel, Thousand Oaks
   - Courtyard by Marriott, Torrance
   - Holiday Inn, Torrance
   - Marriott Hotel, Torrance
   - Residence Inn, Torrance
   - Holiday Inn, Union City
   - MCA Hotel-Proposed, Universal City
   - Comfort Inn, Vallejo
   - Holiday Inn, Van Nuys
   - La Quinta Hotel, Ventura
   - Ocean Resorts, Ventura
   - Sheraton, Ventura
   - Greentree Inn, Victorville
   - Doubletree Inn, Walnut Creek
   - Parkside Hotel, Walnut Creek
   - Ramada Renaissance Hotel, Walnut Creek
   - Royce Hotel-Proposed, Walnut Creek
   - Walnut Creek Project, Walnut Creek
   - Hampton Inn, West Covina
   - Le Bel Age, West Hollywood
   - Le Dufy, West Hollywood
   - Le Mondrian Hotel, West Hollywood
   - Hilton, Whittler
   - Hotel & Conference Center-Proposed, Woodland
   - Marriott Hotel-Woodland Hills, Woodland Hills
   - Skylonda Retreat, Woodside
   - Compri Hotel-Proposed, Yorba Linda
   - Marriott-Tenaya Lodge, Yosemite
   - Motel Orleans, Yuba City

  Colorado
   - Days Inn, Arapahoe
   - Continental Inn, Aspen
   - Ritz-Carlton Hotel-Proposed, Aspen
   - Hampton Inn, Aurora
   - Holiday Inn, Aurora
   - Radisson Hotel, Aurora
   - Radisson Southeast, Aurora
   - Raffles Hotel, Aurora
   - Comfort Inn, Avon
   - Boulder Hotel-Downtown, Boulder
   - Clarion Hotel, Boulder
   - Courtyard by Marriott, Boulder
   - Doubletree Hotel-Proposed, Boulder
   - Hilton Harvest House, Boulder
   - Holiday Inn, Boulder
   - Interlocken Conference Resort-Prop., Boulder
   - Proposed Golf Course, Boulder
   - Residence Inn, Boulder
   - Hilton, Breckenridge
   - Ski Lodge-Proposed, Breckenridge
   - Interlocken Conference Center, Broomfield
   - Interlocken Conference Center-Prop., Broomfield
   - Embassy Suites, Colorado Springs
   - Hilton, Colorado Springs
   - Howard Johnson, Colorado Springs
   - Le Baron Hotel, Colorado Springs
   - Marriott, Colorado Springs
   - Quality Inn, Colorado Springs
   - Red Lion Inn, Colorado Springs
   - Sheraton Inn, Colorado Springs
   - Grand Butte Hotel, Crested Butte
   - Best Western Regency, Denver
   - Brown Palace, Denver
   - Clarion Hotel-Denver Airport, Denver
   - Courtyard by Marriott-Airport, Denver
   - Courtyard by Marriott-Southeast, Denver
   - Days Inn, Denver
   - Denver Airport Hilton Inn, Denver
   - Doubletree Hotel, Denver
   - Embassy Suites, Denver
   - Embassy Suites-Airport, Denver
   - Hilton-Technical Center, Denver
   - Holiday Inn-Downtown, Denver
   - Holiday Inn-West, Denver
   - Jackson's Hole Sport, Denver
   - Marriott-Southeast, Denver
   - Marriott-West, Denver
   - Radisson Hotel, Denver
   - Red Lion Hotel, Denver
   - Regency Inn, Denver
   - La Quinta Inn, Denver - Airport
   - La Quinta, Denver - South
   - Red Lion Inn, Durango
   - Hilton-Denver, Englewood
   - Residence Inn, Englewood
   - Scanticon Conference Center, Englewood
   - Marriott Hotel-Proposed, Fort Collins
   - Holiday Inn, Golden
   - Marriott-Denver West, Golden
   - Ramada Inn, Grand Junction
   - Sheraton-Proposed, Keystone
   - Compri Hotel, Lakewood
   - Hampton Inn, Lakewood
   - Sheraton Inn, Steamboat Springs
   - Proposed Hotel, Telluride
   - Days Inn, Vail
   - Doubletree Hotel, Vail
   - Lodge at Vail, Vail
   - Marriott's Mark Resort, Vail
   - Westin Vail Resort, Vail
   - Ramada Hotel, Westminster
   - Winter Park Resort, Winter Park

  Connecticut
   - Chester Inn-Chester, Chester
   - Inn-Proposed, Chester
   - Super 8-Proposed, Cromwell
   - Danbury Hilton & Towers, Danbury
   - Residence Inn, Danbury
   - Holiday Inn, Darien
   - Howard Johnson Lodge, Darien
   - Ramada Inn, Darien
   - Holiday Inn, East Hartford
   - Howard Johnson Lodge, East Lyme
   - Days Inn-Proposed, Enfield
   - Greenwich Habor Inn, Greenwich
   - Howard Johnson Lodge, Greenwich
   - Showboat Inn, Greenwich
   - Hotel-Proposed, Groton
   - Hilton Hotel, Hartford
   - Holiday Inn-Proposed, Hartford
   - Motel 6, Hartford
   - Ramada Inn, Hartford
   - Sheraton Tobacco Valley Inn, Hartford
   - Summit Hotel, Hartford
   - Super 8 Motel, Hartford
   - Susse Chalet, Hartford
   - Residence Inn By Marriott, Meriden
   - Holiday Inn, Milford
   - Susse Chalet, Milford
   - Howard Johnson Lodge, Mystic
   - Mystic Ramada Inn, Mystic
   - Holiday Inn, New Britain
   - Ramada Inn, New Britain
   - Colony Inn, New Haven
   - Holiday Inn, New Haven
   - Howard Johnson, New Haven
   - Quality Inn, New Haven
   - Residence Inn, New Haven
   - Radisson Hotel, New London
   - Best Western-Proposed, New Milford
   - Courtyard by Marriott, Norwalk
   - Holiday Inn, Norwalk
   - Howard Johnson, Norwalk
   - Ramada Inn, Norwalk
   - Susse Chalet, Rocky Hill
   - Ramada Hotel-Proposed, Shelton
   - Residence Inn - Shelton, Shelton
   - Heritage Village, Southbury
   - Southbury Hotel, Southbury
   - Susse Chalet, Southington
   - Days Inn, Stamford
   - Executive Hotel, Stamford
   - Harley Hotel, Stamford
   - Holiday Inn-Crowne Plaza, Stamford
   - Inn at Mill River, Stamford
   - Le Pavillon Hotel, Stamford
   - Marriott, Stamford
   - Radisson Tara Hotel, Stamford
   - Sheraton, Stamford
   - Best Western-Proposed, Stratford
   - Stratford Motor Lodge, Stratford
   - Marriott Hotel, Trumbull
   - Courtyard by Marriott, Wallingford
   - Susse Chalet, Wallingford
   - Howard Johnson Plaza Hotel, Waterbury
   - Super 8-Proposed, Waterbury
   - Residence Inn-Proposed, Waterford
   - Holiday Inn, Westbury
   - The Island Inn, Westbury
   - Courtyard by Marriott, Windsor
   - Sheraton Tobacco Valley Inn, Windsor
   - Holiday Inn-Proposed, Windsor Locks

  Delaware
   - Wilmington Hilton, Claymont
   - Rusty Rudder, Dewey Beach
   - Residence Inn-Proposed, Newark
   - Hilton Hotel, Wilmington
   - Hotel-Proposed, Wilmington
   - Marriott Suites, Wilmington
   - Residence Inn-Proposed, Wilmington

  District of Columbia
   - All Suite Hotel - Proposed, Washington
   - Bellevue Hotel, Washington
   - Canterbury Hotel, Washington
   - Capital Hilton, Washington
   - Capitol Hill Hotel, Washington
   - Castleton Hotel, Washington
   - Comfort Inn, Washington
   - Convention Center Inn, Washington
   - Dupont Plaza, Washington
   - Embassy Row Hotel, Washington
   - Fairfax Hotel, Washington
   - Fairmont Hotel, Washington
   - Four Seasons Hotel, Washington
   - General Scott Inn, Washington
   - Georgetown Hotel, Washington
   - Grand Hotel, Washington
   - Grand Hyatt, Washington
   - Hampshire House, Washington
   - Harambee House, Washington
   - Hay Adams Hotel, Washington
   - Holiday Inn Crowne Plaza, Washington
   - Holiday Inn-Capitol, Washington
   - Holiday Inn-Georgetown, Washington
   - Holiday Inn-Governor House, Washington
   - Hotel Washington, Washington
   - Howard Johnson, Washington
   - Hyatt Regency-Capitol, Washington
   - Hyatt-Convention Center, Washington
   - International Inn, Washington
   - Intrigue Hotel, Washington
   - Jefferson Hotel, Washington
   - Lombardy Tower Apartment Hotel, Washington
   - Madison Hotel, Washington
   - Manger Annapolis Hotel, Washington
   - Manger Hamilton Hotel, Washington
   - Manger Hay Adams Hotel, Washington
   - Marriott-Key Bridge, Washington
   - Mayflower Hotel, Washington
   - Omni Georgetown Hotel, Washington
   - Omni Shoreham Hotel, Washington
   - Park Terrace Hotel, Washington
   - Phoenix Park Hotel, Washington
   - Plaza Hotel, Washington
   - Potomac Hotel Group, Washington
   - Quality Inn-Capitol Hill, Washington
   - Quality Inn-Downtown, Washington
   - Ramada Inn-Central, Washington
   - Ramada Renaissance Hotel, Washington
   - Ritz-Carlton, Washington
   - River Inn, Washington
   - Riverside Towers, Washington
   - Sheraton City Centre, Washington
   - Sheraton Grand Hotel, Washington
   - Shoreham Hotel, Washington
   - St. James, Washington
   - State Plaza, Washington
   - Statler Hilton Hotel, Washington
   - Washington Hilton, Washington
   - Washington Plaza, Washington
   - Watergate Hotel, Washington
   - Wyndham Bristol Hotel, Washington

  Florida
   - Holiday Inn, Altamonte Springs
   - La Quinta, Altamonte Springs
   - Turnberry Isle Resort, Aventura
   - Boca Raton Hotel and Club, Boca Raton
   - Boca West, Boca Raton
   - Deerfield Beach Hilton, Boca Raton
   - Embassy Suites, Boca Raton
   - Park Place Suite Hotel, Boca Raton
   - Petite Suites, Boca Raton
   - Residence Inn, Boca Raton
   - Days Inn, Brandenton
   - South Seas Resort, Captive Island
   - Days Inn, Clearwater
   - Days Inn-Proposed, Clearwater
   - Holiday Inn - Central/Clearwater, Clearwater
   - La Quinta Inn, Clearwater
   - Sheraton Sand Key Hotel, Clearwater
   - Holiday Inn - Gulfview South, Clearwater Beach
   - Holiday Inn - Surfside North, Clearwater Beach
   - Howard Johnson, Clermont
   - Econolodge, Cocoa Beach
   - Hilton Hotel, Cocoa Beach
   - Holiday Inn, Cocoa Beach
   - Howard Johnson, Cocoa Beach
   - Perkins Restaurant, Cocoa Beach
   - Coconut Grove Hotel, Coconut Grove
   - Mayfair House, Coconut Grove
   - Proposed Hampton Inn, Coconut Grove
   - Biltmore Hotel, Coral Gables
   - Holiday Inn, Coral Gables
   - Holiday Inn (Court), Coral Gables
   - Plantation Hotel, Crystal River
   - Sheraton Inn, Cypress Gardens
   - Budget Inn, Davenport
   - Daytona Beach Surfside Regency, Daytona Beach
   - Howard Johnson, Daytona Beach
   - La Quinta Inn, Daytona Beach
   - Pirates Cove, Daytona Beach
   - Sheraton Inn, Daytona Beach
   - Crown Sterling Suites, Deerfield Beach
   - Days Inn, Deerfield Beach
   - Hilton Hotel, Deerfield Beach
   - Horizon Club, Deerfield Beach
   - Sheraton Inn, Deland
   - Hilton Hotel, Disney World
   - Holiday Inn, Edgewater
   - Knights Inn, Florida City
   - AmeriSuites Hotel-Proposed, Fort Lauderdale
   - Bahia Mar Hotel, Fort Lauderdale
   - Comfort Suites, Fort Lauderdale
   - Compri Hotel-Proposed, Fort Lauderdale
   - Costa Del Sol, Fort Lauderdale
   - Crown Sterling Suites, Fort Lauderdale
   - Days Inn, Fort Lauderdale
   - Embassy Suites Hotel, Fort Lauderdale
   - Executive House, Fort Lauderdale
   - Hilton Hotel, Fort Lauderdale
   - Hilton Inverrary, Fort Lauderdale
   - Holiday Inn - Galleria, Fort Lauderdale
   - Holiday Inn - North Beach, Fort Lauderdale
   - Holiday Inn-Proposed, Fort Lauderdale
   - Marriott Harbor Beach Hotel, Fort Lauderdale
   - Marriott Hotel & Marina, Fort Lauderdale
   - Marriott Hotel-Cypress Road, Fort Lauderdale
   - Pier 66 Hotel and Marina, Fort Lauderdale
   - Port Everglades Hotel, Fort Lauderdale
   - Stouffer Hotel, Fort Lauderdale
   - Days Inn, Fort Meyers
   - Courtyard by Marriott, Fort Myers
   - Holiday Inn, Fort Myers
   - La Quinta Hotel, Fort Myers
   - Sheraton Harbor Place-Proposed, Fort Myers
   - Sheraton Motor Inn, Fort Myers
   - Proposed Hotel, Fort Myers Beach
   - American Way, Fort Pierce
   - Days Inn, Fort Walton Beach
   - Holiday Inn - Airport, Fort.Lauderdale
   - Days Inn-University Center, Gainesville
   - Fairfield Inn, Gainesville
   - Howard Johnson Lodge-I-75, Gainesville
   - La Quinta Hotel, Gainesville
   - University Centre Hotel, Gainesville
   - Holiday Inn, Hialeah
   - Motel, Hillsboro Beach
   - Days Inn, Hollywood
   - Diplomat Hotel, Hollywood
   - Holiday Inn, Hollywood
   - Quality Suites - Oceanside, Indiatlantic
   - Hilton Inn, Inverrary
   - Best Inn, Jacksonville
   - Bradbury Suites-Proposed, Jacksonville
   - Compri Hotel-Proposed, Jacksonville
   - Courtyard By Marriott, Jacksonville
   - Days Inn, Jacksonville
   - Doubletree Club Hotel, Jacksonville
   - Hampton Inn, Jacksonville
   - Hotel-Proposed, Jacksonville
   - Jacksonville Hotel, Jacksonville
   - Residence Inn, Jacksonville
   - Sheraton Hotel, Jacksonville
   - Wyndham Lakes Hotel, Jacksonville
   - Sheraton Beach Hotel, Jensen Beach
   - Howard Johnson, Juno Beach
   - Hilton Hotel, Jupiter
   - Key Biscayne, Key Biscayne
   - Howard Johnson Lodge, Key Largo
   - Casa Marina Marriott, Key West
   - Fairfield Inn, Key West
   - Hampton Inn-Roosevelt Rd., Key West
   - Holiday Inn, Key West
   - Hyatt Hotel, Key West
   - La Concha Holiday Inn, Key West
   - Pier House Inn and Beach Club, Key West
   - Reach Hotel, Key West
   - Santa Maria Hotel, Key West
   - Timeshare Resort, Key West
   - Best Western Vacation Lodge, Kissimmee
   - Days Inn, Kissimmee
   - Days Inn West, Kissimmee
   - Days Lodge, Kissimmee
   - Howard Johnson Plaza Hotel, Kissimmee
   - Howard Johnson's, Kissimmee
   - KOA Campground, Kissimmee
   - Old Town Retail Complex, Kissimmee
   - Quality Suites, Kissimmee
   - Quality Suites-Maingate, Kissimmee
   - Save Inn, Kissimmee
   - Sheraton Lakeside, Kissimmee
   - Suite Hotel-Proposed, Kissimmee
   - Wynfield Inn, Kissimmee
   - Days Inn, Lake Buena Vista
   - Embassy Suites-Proposed, Lake Buena Vista
   - Hilton Hotel-Disney World, Lake Buena Vista
   - Marriott Orlando World Center, Lake Buena Vista
   - Days Inn, Lake City
   - Flagship Inn, Lake County
   - Travelodge Motel, Lake County
   - Lake Park Inn, Lake Park
   - Holiday Inn, Lake Placid
   - Hampton Inn-Proposed, Lakeland
   - Hotel-Proposed, Lakeland
   - Howard Johnson, Lakeland
   - Resort Hotel-Proposed, Lakeland
   - Resort-Imperial Lake-Prpsd., Lakeland
   - Proposed Hotel, Lee County
   - Sonesta Sanibel Harbour, Lee County
   - Holiday Inn, Lido Beach
   - Holiday Inn, Longboat Kay
   - Holiday Inn - Madiera Beach, Madiera
   - Howard Johnson, Marathon
   - Radisson Suite Resort, Marco Island
   - Holiday Inn, Marianna
   - Oceanfront Hotel, Melbourne
   - Quality Suites, Melbourne
   - Bahia Mar Hotel & Yachting Club, Miami
   - Biscayne Bay Marriott, Miami
   - Courtyard by Marriott, Miami
   - Crown Sterling Suites, Miami
   - Doral Ocean Beach Resort, Miami
   - Fairfield Inn, Miami
   - Hilton Hotel-Proposed, Miami
   - Holiday Inn Civic Center, Miami
   - Holiday Inn-Airport (Le Juene Rd.), Miami
   - Holiday Inn-Calder, Miami
   - Howard Johnson Hotel-Broad Causeway, Miami
   - Howard Johnson Hotel-Port of Miami, Miami
   - Howard Johnson Lodge-Golden Glades, Miami
   - Howard Johnson Lodge-Int'l Airport, Miami
   - Hyatt Regency Hotel, Miami
   - Inter-Continental Hotel, Miami
   - Jockey Club, Miami
   - Marriott Hotel-Downtown, Miami
   - Miami Airport Ramada, Miami
   - Proposed AmeriSuites, Miami
   - Propsed Hampton Inn, Miami
   - Residence Inn-Proposed, Miami
   - Sheraton River House, Miami
   - Sofitel Miami, Miami
   - Alexander Hotel, Miami Beach
   - Art Deco Hotel, Miami Beach
   - Cresent Timeshare, Miami Beach
   - Delano Hotel, Miami Beach
   - Doral Beach Hotel, Miami Beach
   - Eden Roc Hotel, Miami Beach
   - Fontainebleu Hotel, Miami Beach
   - Holiday Inn, Miami Beach
   - Holiday Inn-Central, Miami Beach
   - Holiday Inn-North, Miami Beach
   - Holiday Inn-Oceanside, Miami Beach
   - Holiday Inn-South, Miami Beach
   - Hotel-Proposed, Miami Beach
   - Nautilus Club Hotel, Miami Beach
   - Palm Resort on the Ocean, Miami Beach
   - Pan American Radisson, Miami Beach
   - Proposed Hotel, Miami Beach
   - Shelborne Beach Hotel, Miami Beach
   - Sheraton Beach, Miami Beach
   - Solymar Hotel-Proposed, Miami Beach
   - Quality Inn, Naples
   - Quality Inn-Gulfcoast, Naples
   - Registry Hotel at Pelican Bay, Naples
   - Registry Resort-Proposed, Naples
   - Super 8 Motel-Proposed, Naples
   - World Tennis Resort, Naples
   - Hyatt Newporter Hotel, Newport Beach
   - Hilton Hotel, North Redington Beach
   - Masters Economy Inn, North Seffner
   - Amfac Hotel, Orlando
   - Army lodging-Proposed, Orlando
   - Comfort Suites Hotel, Orlando
   - Compri Hotel-Airport-Proposed, Orlando
   - Compri Hotel-Proposed, Orlando
   - Courtyard - Orlando Airport, Orlando
   - Days Inn, Orlando
   - Days Inn and Lodge-Florida Mall, Orlando
   - Days Inn Civic Center, Orlando
   - Days Inn East of Universal Studios, Orlando
   - Days Inn-E/O Magic Kingdom, Orlando
   - Days Inn-Proposed, Orlando
   - Days Inn-Sandlake Road, Orlando
   - Days Suites-E/O Magic Kingdom, Orlando
   - Dolphin Hotel-Proposed, Orlando
   - Dutch Inn, Orlando
   - Embassy Suites, Orlando
   - Fairfield Inn, Orlando
   - Fairfield Inn-Airport, Orlando
   - Grand Cypress Resort, Orlando
   - Hampton Inn - Proposed, Orlando
   - Heritage Inn, Orlando
   - Holiday Inn Central Park, Orlando
   - Holiday Inn Crowne Plaza, Orlando
   - Holiday Inn-Airport, Orlando
   - Holiday Inn-International Drive, Orlando
   - Holiday Inn-Lee Road, Orlando
   - Holiday Inn-Maingate West, Orlando
   - Holiday Inn-Orange Blossom Trail, Orlando
   - Howard Johnson - Walt Disney World, Orlando
   - Howard Johnson-Kirkman, Orlando
   - Howard Johnson-Lake Holden, Orlando
   - Howard Johnson-Maingate, Orlando
   - Hyatt Grand Cypress, Orlando
   - Hyatt Regency Grand Cypress, Orlando
   - Hyatt-W. Irlo Bronson Mem. Hwy., Orlando
   - International Inn, Orlando
   - Kon Tiki Village, Orlando
   - La Quinta Hotel-Airport, Orlando
   - La Quinta Inn, Orlando
   - Omni Orlando, Orlando
   - Orlando Airport Hotel-Proposed, Orlando
   - Orlando Hamiton, Orlando
   - Orlando Plaza Hotel, Orlando
   - Orlando Twin Towers Hotel, Orlando
   - Park Suite Hotel-Proposed, Orlando
   - Peabody Hotel, Orlando
   - Princess Hotel and Spa, Orlando
   - Proposed Wellesley Inn, Orlando
   - Quality Inn, Orlando
   - Radisson Hotel-Aquatic Center, Orlando
   - Regency Inn, Orlando
   - Residence Inn By Marriott, Orlando
   - Rodeway Inn, Orlando
   - Save Inn, Orlando
   - Sheraton Jetport Inn, Orlando
   - Sheraton Lakeside, Orlando
   - Sheraton Twin Towers, Orlando
   - Sonesta Village Resort, Orlando
   - Stouffer Orlando Resort, Orlando
   - Swan Hotel-Proposed, Orlando
   - Thriftway Motel, Orlando
   - Wynfield Inn, Orlando
   - American Way, Osceola
   - Sheraton Gateway Motel, Osceola
   - Brazilian Court Hotel, Palm Beach
   - Heart of Palm Beach Hotel, Palm Beach
   - Hilton Inn, Palm Beach
   - Palm Court, Palm Beach
   - Holiday Inn, Palm Beach Garden
   - Days Inn, Panama City
   - Marriott's Bay Point, Panama City
   - Super 8, Panama City
   - Days Inn, Pensacola
   - Hilton Hotel, Pensacola
   - La Quinta Hotel, Pensacola
   - Residence Inn, Pensacola
   - Super 8, Pensacola
   - Proposed Hampton Inn, Pensacola Beach
   - Comfort Inn, Perdido Key
   - La Quinta, Pinellas County
   - Courtyard by Marriott, Plantation
   - Holiday Inn Plantation, Plantation
   - Sheraton Suites, Plantation
   - Days Inn, Pompano Beach
   - Palm-Aire Spa Resort, Pompano Beach
   - Lodge & Bath Club, Ponte Verde
   - Howard Johnson, Punta Gorda
   - Days Inn, Riviera Beach
   - Safety Harbor Spa, Safety Harbor
   - Holiday Inn, Saint Augustine
   - Howard Johnson, Saint Augustine
   - Courtyard by Marriott, Saint Petersburg
   - Don Ceahsar Beach Resort, Saint Petersburg
   - Hilton Hotel, Saint Petersburg
   - Howard Johnson, Saint Petersburg
   - Ramada Inn, Saint Petersburg
   - Residence Inn, Saint Petersburg
   - Saint Petersburg Motel, Saint Petersburg
   - Sheraton Hotel and Marina, Saint Petersburg
   - Vinoy Park Hotel, Saint Petersburg
   - Countryside Inn, Sanford
   - Days Inn, Sanford
   - Holiday Inn, Sanford
   - Azure Tides Resort-Proposed, Sarasota
   - Days Inn, Sarasota
   - Holiday Inn-Lido Beach, Sarasota
   - Proposed Hotel, Sarasota
   - Holiday Inn, Sebring
   - Embassy Suites, Singer Island
   - Hilton, Singer Island
   - Econo Lodge, Starke
   - Radisson Pan American Hotel, Sunny Isles
   - Best Inn, Tallahassee
   - Courtyard by Marriott, Tallahassee
   - Days Inn-Tallahassee, Tallahassee
   - American Way, Tampa
   - Courtyard by Marriott, Tampa
   - Days Inn, Tampa
   - Embassy Suites-Airport, Tampa
   - Hampton Inn-Airport, Tampa
   - Hilton-Airport, Tampa
   - Holiday Inn, Tampa
   - Holiday Inn Sahal Park, Tampa
   - Holiday Inn-Airport, Tampa
   - Manger Motor Inn, Tampa
   - Marriott Hotel, Tampa
   - Omni Tampa Hotel at Westshore, Tampa
   - Ramada Inn, Tampa
   - Rodeway Inn, Tampa
   - Saddlebrook Resort, Tampa
   - Sheraton Grand West, Tampa
   - Master Economy Inn, Tampa-East(Selfner)
   - Master Economy Inn, Tampa-North(Zephyrhills)
   - Days Inn, Vero Beach
   - Holiday Inn-Countryside, Vero Beach
   - Holiday Inn-Oceanside, Vero Beach
   - Saddlebrook Resort, Wesley Chapel
   - Courtyard by Marriott, West Melbourne
   - Airport Centre, West Palm Beach
   - Courtyard by Marriott, West Palm Beach
   - Days Inn, West Palm Beach
   - Field Palm Hotel, West Palm Beach
   - Hilton-Airport, West Palm Beach
   - Howard Johnson Lodge, West Palm Beach
   - Hyatt Hotel of the Palm Beaches, West Palm Beach
   - Royce Hotel, West Palm Beach
   - Masters Economy Inn, Zephyrhills

  Georgia
   - Atlanta Radisson Hotel, Atlanta
   - Atlanta Terrace Motel, Atlanta
   - Comfort Inn, Atlanta
   - Compri Hotel, Atlanta
   - Courtyard By Marriott-Airport North, Atlanta
   - Courtyard by Marriott-Airport South, Atlanta
   - Courtyard by Marriott-Cumberland, Atlanta
   - Courtyard by Marriott-Executive Pk., Atlanta
   - Courtyard by Marriott-Gwinnett, Atlanta
   - Courtyard by Marriott-Jimmy Carter, Atlanta
   - Courtyard by Marriott-PeachtrDunwdy, Atlanta
   - Courtyard by Marriott-Perimeter, Atlanta
   - Courtyard by Marriott-Rosewell, Atlanta
   - Courtyard by Marriott-Windy Hill, Atlanta
   - Cresthil Inn-Proposed, Atlanta
   - Days Inn, Atlanta
   - Days Inn - Northlake, Atlanta
   - Doubletree Hotel, Atlanta
   - Embassy Suites-Atlanta Perimeter, Atlanta
   - Embassy Suites-Buckhead, Atlanta
   - Embassy Suites-Galleria, Atlanta
   - F.W.W. Hotel, Atlanta
   - Fairfield Inn-Airport, Atlanta
   - Fairfield Inn-Gwinnett, Atlanta
   - Fairfield Inn-North Lake, Atlanta
   - Fairfield Inn-Northwest, Atlanta
   - Fairfield Inn-Peachtree, Atlanta
   - Fairfield Inn-South Lake, Atlanta
   - Hampton Inn-Airport, Atlanta
   - Hilton Inn, Atlanta
   - Holiday Inn Crowne Plaza, Atlanta
   - Holiday Inn-I-20 East, Atlanta
   - Holiday Inn-I-85 Monroe Drive, Atlanta
   - Holiday Inn-Perimeter Dunwooody, Atlanta
   - Hotel-Downtown-Proposed, Atlanta
   - Hotel-Proposed, Atlanta
   - Howard Johnson Hotel-Hartsfield, Atlanta
   - Howard Johnson-Airport, Atlanta
   - Howard Johnson-Northeast, Atlanta
   - Howard Johnson-Northwest, Atlanta
   - Howard Johnson-South, Atlanta
   - Hyatt Atlanta-Airport, Atlanta
   - La Quinta - Stone Mountain, Atlanta
   - La Quinta Hotel, Atlanta
   - La Quinta Hotel-West, Atlanta
   - Marriott Atlanta Airport, Atlanta
   - Marriott Hotel, Atlanta
   - Marriott Hotel-Downtown, Atlanta
   - Marriott Marquis, Atlanta
   - Marriott Suites Hotel-Proposed, Atlanta
   - Marriott-Perimeter, Atlanta
   - Master Economy Inn, Atlanta
   - Motel 6, Atlanta
   - Neighborhood Inn, Atlanta
   - Omni International Hotel, Atlanta
   - Perimeter North Inn, Atlanta
   - Proposed AmeriSuites, Atlanta
   - Quality Inn-Central, Atlanta
   - Radisson Inn, Atlanta
   - Ramada Inn-Perimeter, Atlanta
   - Residence Inn by Marriott-Dunwoody, Atlanta
   - Residence Inn-Airport, Atlanta
   - Residence Inn-Buckhead, Atlanta
   - Residence Inn-Northwest, Atlanta
   - Sheraton Century Center, Atlanta
   - Sheraton-Airport, Atlanta
   - Sporting Club at the Concourse, Atlanta
   - Stouffer Hotel-Proposed, Atlanta
   - Swissotel, Atlanta
   - Terrace Motel, Atlanta
   - Waverly Hotel, Atlanta
   - Westin Lenox Hotel, Atlanta
   - Westin Peachtree Plaza, Atlanta
   - Wyndham Garden Hotel, Atlanta
   - Hyatt Hotel, Atlanta Airport
   - Hampton Inn, Atlanta-Buckhead
   - Courtyard by Marriott, Augusta
   - Landmark Hotel, Augusta
   - Masters Economy Inn - Gordon Hwy., Augusta
   - Masters Economy Inn - Warner Robins, Augusta
   - Masters Economy Inn - Washington Rd, Augusta
   - Holiday Inn, Brunswick
   - Super 8, Brunswick
   - Days Inn, Calhoun
   - Super 8, Cartersville
   - Days Inn, Chamblee
   - Comfort Inn-Proposed, College Park
   - Holiday Inn Crowne Plaza, College Park
   - Courtyard by Marriott, Columbus
   - La Quinta Inn, Columbus
   - Super 8, Columbus
   - Best Inn, Dalton
   - Days Inn, Dalton
   - Holiday Inn-Proposed, Decatur
   - Sheraton Hotel, Decatur
   - Best Western-Perimeter-North, Doraville
   - Days Inn - Gwinnett, Duluth
   - Howard Johnson, Forsyth
   - Holiday Inn-Proposed, Gwinnett County
   - Holiday Inn, Jekyll Island
   - Jekyll Island Inn-Proposed, Jekyll Island
   - Hilton Hotel, Macon
   - Master Economy Inn, Macon
   - Best Inn, Marietta
   - Courtyard by Marriott-Delk Road, Marietta
   - Lafayette Hotel, Marietta
   - Hampton Inn, Marrietta (Atlanta)
   - Master Economy Inn, McDonough
   - Courtyard by Marriott-Perimeter, Norcross
   - Motel 6, Norcross
   - Hilton Hotel, Peachtree Corners
   - Super 8, Rome
   - Best Western, Savannah
   - Courtyard by Marriott, Savannah
   - Days Inn, Savannah
   - Days Inn-Bay Street, Savannah
   - Days Inn-Mall Blvd., Savannah
   - Fairfield Inn, Savannah
   - Hotel-Proposed, Savannah
   - Mulberry Inn, Savannah
   - Radisson Hotel-Proposed, Savannah
   - Royal Savannah, Savannah
   - Sheraton Savannah Resort & C.C., Savannah
   - Town and Country Motel, Savannah
   - Days Inn, Savannah Beach
   - Howard Johnson, Smyrna
   - Master Economy Inn, Tilton
   - Courtyard by Marriott-Northlake, Tucker
   - Master Economy Inn, Warner Robins
   - Super 8, Warner Robins

  Hawaii
   - Hyatt Regency Waikoloa, Hawaii
   - Mauna Kea Hotel, Hawaii
   - Kahala Hilton, Honolulu
   - Plaza Hotel, Honolulu
   - Waikiki Beachcomber, Honolulu
   - Waikiki Hobron, Honolulu
   - Coco Palms Resort, Kauai
   - Kauai Surf Hotel, Kauai
   - Westin Kauai-Kauai Lagoons Resort, Kauai
   - Westin Kauai-Proposed, Kauai
   - Kona Village, Kona
   - Royal Sea Cliff Resort, Kona
   - Westin Kauai at Kauai Lagoon, Lihue
   - Hyatt Regency, Maui
   - Marriott Resort, Maui
   - Maui Lu Hotel, Maui
   - Maui Surf Hotel, Maui
   - Westin Maui, Maui
   - Hawaiian Regent Hotel-Waikiki Beach, Oahu
   - Hotel-Proposed-Schofield Barracks, Oahu
   - Hyatt Regency Waikiki, Oahu
   - Kiahuna Plantation, Poipu Beach, Kauai
   - Transient Lodging Facilities, Schofield Barracks
   - Hilton Hawaiian Village, Waikiki
   - Grand Hyatt Wailea, Wailea

  Idaho
   - Compri Hotel, Boise
   - Holiday Inn, Boise
   - Holiday Inn-Airport, Boise
   - Red Lion Inn, Boise
   - Super 8, Boise
   - Motel 6, Coeur d'Alene
   - Super 8, Coeur d'Alene
   - Proposed Motel, Coure d'Alene
   - Super 8, Lewiston
   - Cotton Tree Inn, Pocatello
   - Super 8, Sand Point
   - Busterback Ranch, Sawtooth Valley

  Illinois
   - Arlington Park Hilton, Arlington Heights
   - Church Creek, Arlington Heights
   - Courtyard by Marriott, Arlington Heights
   - La Quinta Hotel, Arlington Heights
   - Hampton Inn-Proposed, Bedford Park
   - Best Inn, Bloomington
   - Fairfield Inn-Normal, Bloomington
   - Holiday Inn, Bloomington
   - Indian Lakes Resort, Bloomington
   - Ramada Inn, Bloomington
   - Super 8, Bloomington
   - Cresthil-Proposed, Buffalo Grove
   - Holiday Inn, Champaign
   - La Quinta Inn, Champaign
   - Radisson Suites - Champaign, Champaign
   - Suite Hotel-Proposed, Champaign
   - Super 8, Champaign
   - Ambassador West Hotel, Chicago
   - Americana Congress, Chicago
   - Conrad Hilton Hotel, Chicago
   - Courtyard by Marriott-Glenview, Chicago
   - Courtyard by Marriott-Highland, Chicago
   - Courtyard by Marriott-Lincoln, Chicago
   - Courtyard by Marriott-O'Hare, Chicago
   - Courtyard by Marriott-Waukegan, Chicago
   - Courtyard by Marriott-Woodale, Chicago
   - Days Inn, Chicago
   - Executive House, Chicago
   - Fairfield Inn-Lansing, Chicago
   - Fairfield Inn-Willowbrook, Chicago
   - Fairmont Hotel, Chicago
   - Guest Quarters Hotel, Chicago
   - Hilton and Towers, Chicago
   - Hilton-O'Hare, Chicago
   - Holiday Inn-Merchandise Mart, Chicago
   - Howard Johnson-O'Hare Int'l Airport, Chicago
   - Hyatt Regency, Chicago
   - Hyatt Suites Hotel, Chicago
   - Inter-Continental Hotel-Proposed, Chicago
   - La Quinta Inn - Hoffman Est., Chicago
   - Le Meridien, Chicago
   - Lenox House, Chicago
   - Lincoln Hotel, Chicago
   - Mark Twain Hotel, Chicago
   - Marriott-O'Hare, Chicago
   - Mayfair Regent, Chicago
   - McClurg Holiday Inn, Chicago
   - McCormick Inn Hotel, Chicago
   - Morton Hotel, Chicago
   - Omni Ambassador East, Chicago
   - Omni Morton Hotel, Chicago
   - Palmer House Hotel, Chicago
   - Ramada Inn - Lakeshore, Chicago
   - Ramada O'Hare, Chicago
   - Residence Inn-Deerfield, Chicago
   - Residence Inn-Lombard, Chicago
   - Sheraton Hotel-Downtown, Chicago
   - Sheraton Hotel-Proposed, Chicago
   - Sheraton O'Hare, Chicago
   - Sheraton Plaza Hotel, Chicago
   - Summerfield Suites Hotel, Chicago
   - Swissotel, Chicago
   - Tremont Hotel, Chicago
   - Westin Hotel, Chicago
   - Whitehall Hotel, Chicago
   - Hilton Hotel, Collinsville
   - Holiday Inn, Collinsville
   - Super 8, Columbus
   - Super 8, Crystal Lake
   - Super 8, Decatur
   - Courtyard by Marriott, Deerfield
   - Embassy Suites, Deerfield
   - Marriott Suites Hotel, Deerfield
   - Holiday Inn-Chicago, Des Plaines
   - Hotel-Proposed, Des Plaines
   - Compri Hotel-Proposed, Downers Grove
   - Radisson Suite Hotel, Downers Grove
   - Best Inn, Effingham
   - Ramada Inn, Elgin
   - Hampton Inn, Elk Grove Village
   - Marriott Suites, Elk Grove Village
   - Holiday Inn, Elmhurst
   - Orrington Hotel, Evanston
   - Drury Inn, Fairview Heights
   - Conference Center & Resort-Proposed, Fox Lake
   - Holiday Inn, Freeport
   - Hotel-Proposed, Gurnee
   - La Quinta Hotel, Hoffman Estates
   - Carson Inn, Itasca
   - Hamilton Wyndham, Itasca
   - Nordic Hills, Itasca
   - Holiday Inn, Joliet
   - Proposed Harrah's Riverboat, Joliet
   - Days Inn, Kankakee
   - Holiday Inn, LaSalle
   - Marriott Hotel, Lincolnshire
   - Hilton Inn, Lisle
   - Holiday Inn Crowne Plaza, Lisle
   - Embassy Suites, Lombard
   - Holiday Inn, Macomb
   - Best Inn, Marion
   - Best Inn, Mount Vernon
   - Holiday Inn, Mount Vernon
   - Ramada Inn, Mount Vernon
   - Courtyard by Marriott, Naperville
   - Ramada Inn, Naperville
   - Sheraton Naperville, Naperville
   - O'Hareport Hotel, Northlake
   - Courtyard by Marriott, Oakbrook Terrace
   - Super 8, Okawville
   - Fairfield Inn, Peoria
   - Days Inn, Peru
   - Super 8, Peru
   - Courtyard by Marriott, Rockford
   - Fairfield Inn, Rockford
   - Hampton Inn, Rockford
   - Embassy Suites, Rosemont
   - Quality Inn/Clarion, Rosemont
   - Sheraton Int'l At O'Hare, Rosemont
   - Holiday Inn, Salem
   - Compri Hotel, Schaumburg
   - Embassy Suites, Schaumburg
   - Marriott Schaumburg, Schaumburg
   - Holiday Inn, South Beloit
   - Ramada Renaissance Hotel, Springfield
   - Sheraton Inn, Springfield
   - Super 8-East, Springfield
   - Super 8-South, Springfield
   - Jumer's Castle, Urbana
   - Best Inn, Waukegan
   - Super 8, Waukegan

  Indiana
   - Clarion Fourwinds Inn, Bloomington
   - Holiday Inn, Bloomington
   - Inn at the Four Winds, Bloomington
   - Ramada Inn, Bloomington
   - Harbor Point Resort, Brookville Lake
   - Super 8, Columbus
   - Best Inn, Fort Wayne
   - Hilton, Fort Wayne
   - Downtown Hotel, Gary
   - Sheraton, Gary
   - Holiday Inn, Goshen
   - Howard Johnson, Hammond
   - Quality Inn, Hammond
   - Courtyard by Marriott-Airport, Indianapolis
   - Courtyard by Marriott-Carmel, Indianapolis
   - Courtyard by Marriott-Castleton, Indianapolis
   - Embassy Suites-Claypool Center, Indianapolis
   - Fairfield Inn-Castleton, Indianapolis
   - Fairfield Inn-College Park, Indianapolis
   - Hampton Inn-Proposed, Indianapolis
   - Hilton Hotel-Airport, Indianapolis
   - Hilton Inn-Downtown, Indianapolis
   - Holiday Inn-South, Indianapolis
   - Holiday Inn-Southeast, Indianapolis
   - Knights Inn, Indianapolis
   - Midway Motor Lodge, Indianapolis
   - Mohawk Inn, Indianapolis
   - Motel 6, Indianapolis
   - Proposed Fairfield Inn, Indianapolis
   - Proposed Residence Inn, Indianapolis
   - Radisson, Indianapolis
   - Ramada-Airport, Indianapolis
   - Wyndham Garden Hotel, Indianapolis
   - La Quinta Inn, Indianapolis Airport
   - Hilton Inn, Jeffersonville
   - Holiday Inn, La Porte
   - Days Inn, Lafayette
   - Holiday Inn, Lafayette
   - Cotton Mill Inn-Proposed, Madison
   - Hampton Inn, Merrillville
   - Holiday Inn Express, Merrillville
   - La Quinta Inn, Merrillville
   - Hotel Roberts, Muncie
   - Radisson Hotel, Muncie
   - Brown County Inn, Nashville
   - Holiday Inn, Portage
   - Knights Inn, Richmond
   - Holiday Inn, South Bend
   - Howard Johnson, South Bend
   - Signature Inn, Terre Haute
   - Super 8, Terre Haute
   - Courtyard Conversion, Valparaiso
   - Holiday Inn, Vincennes

  Iowa
   - Holiday Inn-Gateway Center, Ames
   - Holiday Inn, Cedar Falls
   - Collins Plaza, Cedar Rapids
   - Holiday Inn, Cedar Rapids
   - Roosevelt Hotel, Cedar Rapids
   - Super 8, Davenport
   - Courtyard by Marriott, Des Moines
   - Fairfield Inn, Des Moines
   - Holiday Inn, Des Moines
   - Holiday Inn - West, Des Moines
   - Holiday Inn-Downtown, Des Moines
   - Holiday Inn-North, Des Moines
   - Ramada Inn, Des Moines
   - Super 8-North, Des Moines
   - Super 8-West, Des Moines
   - Holiday Inn, Iowa City

  Kansas
   - Embassy Suites, Kansas City
   - Fairfield Inn-Overland Park, Kansas City
   - Holiday Inn-Mission Overland Park, Kansas City
   - Fairfield Inn, Kansas City West
   - Holiday Inn, Lawrence
   - University Inn, Lawrence
   - Holiday Inn, Manhattan
   - Courtyard by  Marriott, Overland Park
   - Hampton Inn-Proposed, Overland Park
   - Marriott Hotel, Overland Park
   - Park Inn International, Topeka
   - Super 8, Topeka
   - Canterbury Inn, Wichita
   - Former Sheraton Hotel, Wichita
   - Hilton-East, Wichita
   - Marriott Hotel, Wichita
   - Comfort Inn, Winfield

  Kentucky
   - Conference Center-Proposed, Boone County
   - Howard Johnson, Bowling Green
   - Brown County Inn, Brown County
   - Holiday Inn, Corbin
   - Hotel-Proposed, Covington
   - Thomas More Centre, Crestville Hill
   - Comfort Inn, Elizabethtown
   - Signature Inn, Elkhart
   - Holiday Inn, Florence
   - Signature Inn, Florence
   - Drawbridge Inn, Fort Mitchell
   - Days Inn, Georgetown
   - Days Inn, Henderson
   - Holiday Inn, Henderson
   - Bluegrass Motor Inn, Lexington
   - Courtyard by Marriott, Lexington
   - Holiday Inn, Lexington
   - Holiday Inn-East, Lexington
   - Holiday Inn-North, Lexington
   - Hyatt Hotel, Lexington
   - Knights Inn, Lexington
   - Super 8-Proposed, London
   - Brown Hotel, Louisville
   - Courtyard by Marriott-East, Louisville
   - Holiday Inn, Louisville
   - Holiday Inn South, Louisville
   - Holiday Inn-Central, Louisville
   - Holiday Inn-Northeast, Louisville
   - Ramada Inn, Louisville
   - Ramada Inn-East, Louisville
   - Signature Inn, Louisville
   - Days Inn, Madisonville
   - Executive Inn, Owensboro
   - Super 8-Proposed, Radcliff
   - Holiday Inn, Richmond

  Louisiana
   - Howard Johnson, Alexandria
   - Capital House, Baton Rouge
   - Convention Center Hotel-Proposed, Baton Rouge
   - Courtyard by Marriott, Baton Rouge
   - Crown Sterling Suites, Baton Rouge
   - Embassy Suites, Baton Rouge
   - Hilton Hotel, Baton Rouge
   - Holiday Inn-East, Baton Rouge
   - Holiday Inn-South, Baton Rouge
   - Holiday Inn-West, Baton Rouge
   - La Quinta Inn, Baton Rouge
   - Prince Murat Hotel, Baton Rouge
   - Proposed Homewood Suites, Baton Rouge
   - Quality Inn, Bossier City
   - Ramada Inn, Hammond
   - Ramada Inn, Houma
   - Holiday Inn - New Orleans, Kenner
   - Sheraton, Kenner
   - Hilton Hotel, Lafayette
   - La Quinta Hotel, Lafayette
   - Gateway Hotel, Metairie
   - Howard Johnson-Airport, Metairie
   - Canal Street Hotels L.P., New Orleans
   - Clarion Hotel, New Orleans
   - Days Inn, New Orleans
   - Fairmont Roosevelt Hotel, New Orleans
   - Hampton Inn-Proposed, New Orleans
   - Holiday Inn Crowne Plaza, New Orleans
   - Hostellerie de la Poste, New Orleans
   - Hotel Meridien, New Orleans
   - Hyatt Regency, New Orleans
   - Iberville Hotel, New Orleans
   - Inter-Continental Hotel, New Orleans
   - La Quinta Inn, New Orleans
   - Landmark Bourbon, New Orleans
   - Le Meridien New Orleans, New Orleans
   - Maison Dupuy, New Orleans
   - Marriott Hotel, New Orleans
   - Omni Royal Orleans, New Orleans
   - Ramada Inn, New Orleans
   - Saint Louis Hotel, New Orleans
   - St. Ann/Marie Antoinette, New Orleans
   - Warwick, New Orleans
   - Westin Hotel, New Orleans
   - Residence Inn, Shreveport
   - Super 8, Shreveport

  Maine
   - Hilton Inn, Bangor
   - Ramada Inn, Bangor
   - Residence Inn by Marriott-Proposed, Bangor
   - Inn By The Sea, Cape Elizabeth
   - Hotel-Proposed, Orchard Beach
   - Hotel-Proposed, Portland
   - Portland Regency, Portland
   - Ramada Inn, Portland
   - Sheraton Tara Portland, Portland
   - Susse Chalet, Portland
   - Susse Chalet, Portland (In-town)
   - Keddy's Motor Inn of Maine, Presque Isle
   - Hampton Inn, South Portland
   - Sheraton Inn, South Portland

  Maryland
   - Budget Hotel-Proposed, Aberdeen
   - Chesapeake House, Aberdeen
   - Holiday Inn, Aberdeen
   - Motel-Proposed, Aberdeen
   - Annapolis Hotel, Annapolis
   - Courtyard by Marriott-Riva Road, Annapolis
   - Governor Calvert House, Annapolis
   - Historic Inns of Annapolis, Annapolis
   - Hotel-Proposed, Annapolis
   - Howard Johnson, Annapolis
   - Marriott Hotel, Annapolis
   - Maryland Inn, Annapolis
   - Quality Royale Hotel, Annapolis
   - Ramada Hotel, Annapolis
   - Robert Johnson House, Annapolis
   - Brookshire Hotel, Baltimore
   - Courtyard by Marriott-BWI Airport, Baltimore
   - Days Inn, Baltimore
   - Harbor Court Hotel, Baltimore
   - Harrison's at Pier 5, Baltimore
   - Hilton Hotel, Baltimore
   - Holiday Inn-Belmont Blvd., Baltimore
   - Holiday Inn-Cromwell Bridge, Baltimore
   - Holiday Inn-Glen Burnie, Baltimore
   - Holiday Inn-Inner Harbor, Baltimore
   - Holiday Inn-Int'l Airport, Baltimore
   - Holiday Inn-Moravia Road, Baltimore
   - Holiday Inn-Pikesville, Baltimore
   - Holiday Inn-South Glen Burnie, Baltimore
   - Hotel-Proposed, Baltimore
   - Howard Johnson-Proposed, Baltimore
   - Johns Hopkins Hotel-Proposed, Baltimore
   - Lord Baltimore Hotel, Baltimore
   - Omni International Hotel, Baltimore
   - Ramada Inn-I-695 West, Baltimore
   - Susse Chalet, Baltimore
   - Susse Chalet Inn-BWI Airport, Baltimore
   - Susse Chalet Inn-Golden Ring, Baltimore
   - Bethesda Metro Center, Bethesda
   - Guest Quarters, Bethesda
   - Hyatt Regency Hotel, Bethesda
   - Linden Hill Hotel, Bethesda
   - Omni Linden Hotel, Bethesda
   - Residence Inn, Bethesda
   - Bethseda Metro Center, Bethseda
   - Guest Quarters, Bethseda
   - Residence Inn - Proposed, Bethseda
   - Comfort Suites-Proposed, Bowie
   - Days Inn, Capital Heights
   - Residence Inn, Cockneysville
   - Abbey, College Park
   - Best Western Maryland, College Park
   - Holiday Inn, College Park
   - Sheraton Inn, Dorsey
   - Days Inn, Easton
   - Mariner Inn, Easton
   - Holiday Inn, Frederick
   - Compri Hotel, Gaithersburg
   - Marriott Hotel, Gaithersburg
   - Century XXI Resort, Germantown
   - Comfort Inn, Germantown
   - Hampton Inn, Glen Burnie
   - Residence Inn-Proposed, Greenbelt
   - Courtyard by Marriott, Hunt Valley
   - Hunt Valley Embassy Suites, Hunt Valley
   - Hunt Valley Marriott, Hunt Valley
   - Susse Chalet Inn, Jessup
   - Courtyard by Marriott, Landover
   - Quality Inn-Proposed, Landover
   - Days Inn, Lanham
   - Best Western Maryland, Laurel
   - Days Inn, Laurel
   - Holiday Inn, Laurel
   - Susse Chalet, Linthicum
   - Howard Johnson Plaza Hotel, New Carrollton
   - Carousel Hotel, Ocean City
   - Days Inn, Ocean City
   - Susse Chalet, Oxon Hill
   - Hotel-Proposed, Prince Georges County
   - Budget Hotel-Proposed, Rockville
   - Comfort Inn, Rockville
   - Courtyard by Marriott, Rockville
   - Days Inn-Congressional Park, Rockville
   - Holiday Inn Crowne Plaza, Rockville
   - Quality Inn-Proposed, Rockville
   - Ramada Inn, Rockville
   - Salisbury Hotel, Salisbury
   - Sheraton Hotel, Salisbury
   - Courtyard by Marriott, Silver Spring
   - Quality Inn-Proposed, Silver Spring
   - Comfort Inn-Proposed, Solomons Island
   - Holiday Inn, Towson
   - Quality Inn-Proposed, Westminster

  Massachusetts
   - Susse Chalet, Amsbury
   - Courtyard by Marriott, Andover
   - Marriott Hotel, Andover
   - Stouffer Bedford Glen Hotel, Bedford
   - Anthony's Pier Four, Boston
   - Battery Wharf Hotel-Proposed, Boston
   - Boston Harbor Hotel, Boston
   - Boston World Trade Center, Boston
   - Bostonian Hotel, Boston
   - Colonnade Hotel, Boston
   - Commonwealth Center Hotel, Boston
   - Compri Hotel-Proposed, Boston
   - Copley Plaza Hotel, Boston
   - Courtyard by Marriott-Foxborough, Boston
   - Econo Lodge-Proposed, Boston
   - Harborside Conf. Center-Proposed, Boston
   - Hilton-Back Bay, Boston
   - Hilton-Logan, Boston
   - Holiday Inn-Government Center, Boston
   - Hotel - Proposed, Boston
   - Hyatt Fan Pier-Proposed, Boston
   - Hyatt Harborside-Proposed, Boston
   - Lafayette Hotel, Boston
   - Lenox Hotel, Boston
   - Marriott Copley Place, Boston
   - Meridien Hotel, Boston
   - Omni Parker House, Boston
   - Residence Inn, Boston
   - Ritz-Carlton, Boston
   - Statler Hilton Hotel, Boston
   - Tremont House Hotel, Boston
   - World Trade Center Hotel - Proposed, Boston
   - Marriott Hotel, Boston/Newton
   - Sheraton Tara Hotel, Braintree
   - Ocean Edge Inn & Conference Center, Brewster
   - Holiday Inn, Brookline
   - Days Inn, Burlington
   - Charles Hotel, Cambridge
   - Hyatt Hotel, Cambridge
   - Royal Sonesta Hotel, Cambridge
   - The Charles Hotel, Cambridge
   - Chatham Bars Inn, Chatham
   - Chelmsford Radisson Hotel, Chelmsford
   - Best Western Motor Lodge, Chicopee
   - Cummington Farm Resort-Proposed, Cummington
   - Appleton Inn, Danvers
   - Howard Johnson Hotel, Danvers
   - Radisson Ferncroft Hotel, Danvers
   - Residence Inn - Proposed, Danvers
   - Dedham Comfort Inn, Dedham
   - Holiday Inn, Dedham
   - Wequassett Inn, East Harwich
   - Harbor View Hotel, Edgartown
   - Kelley House, Edgartown
   - Airport Inn, Fall River
   - Sea Crest Hotel, Falmouth
   - Sheraton Inn, Falmouth
   - Radisson Hotel, Ferncroft
   - Sheraton Tara Hotel, Framingham
   - Hotel-Proposed, Franklin
   - Hotel-Proposed, Haverhill
   - Susse Chalet, Holyoke
   - Dunfey Hyannis Hotel, Hyannis
   - Heritage House Hotel, Hyannis
   - Holiday Inn, Hyannis
   - Sheraton Regal Inn, Hyannis
   - Tara Hyannis, Hyannis
   - Canyon Ranch-Berkshires, Lenox
   - Cranwell Hotel and Conference Ctr., Lenox
   - Spa/Resort-Proposed, Lenox
   - Holiday Inn, Leominster
   - Lexington Sheraton, Lexington
   - Residence Inn-Proposed, Littleton
   - Appleton Inn, Lowell
   - Hilton Hotel, Lowell
   - Town House Motor Inn, Lowell
   - Holiday Inn, Marlboro
   - Susse Chalet, Middleboro
   - Sheraton Milford Hotel, Milford
   - Holiday Inn, Natick
   - Skipper's Inn, New Bedford
   - Days Inn, Newton
   - Howard Johnson, Newton
   - Marriott Hotel, Newton
   - Sheraton - Wayfarer, Newton
   - Sheraton Tara, Newton
   - Susse Chalet, Newton
   - North Adams Inn, North Adams
   - Hilton Inn, Northampton
   - Hotel Northampton, Northampton
   - Factory Mutual Hotel, Norwood
   - University Inn, Oxford
   - Holiday Inn, Peabody
   - Berkshire Commons Hotel, Pittsfield
   - Hotel-Proposed, Plymouth
   - Hawthorne Hotel, Salem
   - Days Inn, Saugus
   - Susse Chalet, Seekonk
   - Howard Johnson, Somerset
   - Somerset Omni, Somerset
   - Federal House Inn, South Lee
   - Holiday Inn, Springfield
   - Howard Johnson, Springfield
   - Monarch Place, Springfield
   - Treadway Inn, Springfield
   - Publick House, Sturbridge
   - Sheraton, Sturbridge
   - Regency Inn of Taunton, Taunton
   - Holiday Inn, Tewksbury
   - Susse Chalet, Tewksbury
   - Susse Chalet, Waltham
   - Vista Waltham House, Waltham
   - Hampton Inn, West Springfield
   - Westford Regency Hotel, Westford
   - The Westminster Village Inn, Westminster
   - The Orchards, Williamstown
   - Treadway Inn, Williamstown
   - Days Inn, Woburn
   - Howard Johnson, Woburn
   - Radisson Hotel, Woburn
   - Ramada Inn, Woburn
   - Susse Chalet, Woburn
   - Marriott Hotel, Worcester
   - Alladin Motor Inn, Yarmouth
   - Flagship Motor Inn, Yarmouth
   - Gull Wing Suites Hotel, Yarmouth

  Michigan
   - Motel-Proposed, Adrian
   - Ramada Inn, Allen Park
   - Holiday Inn-Alpena, Alpena
   - Compri Hotel-Proposed, Ann Arbor
   - Hampton Inn-North, Ann Arbor
   - Hampton Inn-South, Ann Arbor
   - Hilton Hotel, Ann Arbor
   - Holiday Inn-East, Ann Arbor
   - Holiday Inn-West, Ann Arbor
   - Residence Inn, Ann Arbor
   - Sheraton Hotel, Ann Arbor
   - AmeriSuites Hotel-Proposed, Auburn Hills
   - Holiday Inn, Auburn Hills
   - Knights Inn, Battle Creek
   - Super 8, Battle Creek
   - Bay Valley Inn, Bay City
   - Howard Johnson, Belleville
   - Fairfield Inn-Airport, Charlotte
   - Courtyard by Marriott, Dearborn
   - Courtyard by Marriott-Airport, Detroit
   - Courtyard by Marriott-Auburn Hills, Detroit
   - Courtyard by Marriott-Livonia, Detroit
   - Days Inn, Detroit
   - Downtown Hotel-Proposed, Detroit
   - Fairfield Inn-Airport, Detroit
   - Fairfield Inn-Auburn Hills, Detroit
   - Fairfield Inn-Warren, Detroit
   - Fairfield Inn-West, Detroit
   - Golden Harp, Detroit
   - Hampton Inn, Detroit
   - Hilton-Airport, Detroit
   - Hilton-North Field, Detroit
   - Holiday Inn, Detroit
   - Holiday Inn-Metro Airport, Detroit
   - Hotel Pontchartrain, Detroit
   - Omni Detroit, Detroit
   - Westin Hotel Renaissance Center, Detroit
   - Holiday Inn, East Lansing
   - Holiday Inn-Proposed, East Lansing
   - Knights Inn, Flint
   - Amway Hotel, Grand Rapids
   - Holiday Inn, Grand Rapids
   - Grand Traverse Resort, Grand Traverse Village
   - Holiday Inn, Howell
   - Jackson Hotel, Jackson
   - Fairfield Inn, Kalamazoo
   - Hilton-Kalamazoo Center, Kalamazoo
   - Holiday Inn, Kalamazoo
   - Radison Plaza Hotel, Kalamazoo
   - Residence Inn, Kalamazoo
   - Super 8, Kalamazoo
   - Embassy Suites-Proposed, Lansing
   - Holiday Inn, Lansing
   - Motel 6, Lansing
   - Quality Suites Hotel, Lansing
   - Compri Hotel-Proposed, Livonia
   - Embassy Suites, Livonia
   - Embassy Suites-Proposed, Livonia
   - Holiday Inn, Livonia
   - Marriott Hotel, Livonia
   - Fairfield Inn, Madison Heights
   - Residence Inn, Madison Heights
   - Holiday Inn, Marquette
   - Knights Inn, Monroe
   - Comfort Inn-Proposed, Mount Clemens
   - Holiday Inn, Muskegan
   - Super 8, Muskegon
   - Hilton Hotel, Novi
   - Holiday Inn-Petoskey, Petoskey
   - Mayflower Hotel, Plymouth
   - Inn at the Bridge, Port Huron
   - Radisson Hotel, Romulus
   - Holiday Inn-East, Saginaw
   - Super 8, Saginaw
   - Courtyard by Marriott, Southfield
   - Embassy Suites, Southfield
   - Hilton Hotel, Southfield
   - Marriott Hotel, Southfield
   - Ramada Inn, Southfield
   - Residence Inn, Southfield
   - The Garden Inn, Southfield
   - Comfort Suites-Proposed, Sterling Heights
   - Holiday Inn, Sturgis
   - Grand Traverse Resort, Traverse City
   - Hampton Inn, Traverse City
   - Park Place Hotel, Traverse City
   - Courtyard by Marriott, Troy
   - Holiday Inn, Troy
   - Marriott, Troy
   - Residence Inn, Troy
   - Courtyard by Marriott, Warren
   - Days Inn, Warren
   - Holiday Inn, Warren
   - Motel 6, Warren
   - Residence Inn, Warren
   - Van Dyke Hotel & Conference Center, Warren
   - Bob Evans Restaurant, Wyoming
   - Super 8, Wyoming
   - Radisson Resort-Conference Center, Ypsilanti

  Minnesota
   - Embassy Suites, Bloomington
   - Hilton Airport Hotel, Bloomington
   - Hilton Hotel, Bloomington
   - Howard Johnson Lodge, Bloomington
   - Marriott Hotel, Bloomington
   - Ramada Inn, Bloomington
   - Days Inn - Minneapolis, Brooklyn Center
   - Residence Inn, Eagan
   - Compri Hotel-Proposed, Minneapolis
   - Courtyard by Marriott-Eden Prairie, Minneapolis
   - Courtyard by Marriott-Mendota, Minneapolis
   - Days Inn, Minneapolis
   - Dyckman Hotel, Minneapolis
   - Hilton Inn, Minneapolis
   - Holiday Inn-Downtown, Minneapolis
   - Hotel-Proposed, Minneapolis
   - Luxeford Hotel, Minneapolis
   - Marquette, Minneapolis
   - Marriott City Center Hotel, Minneapolis
   - Marriott-Minnetonka, Minneapolis
   - Motel 6, Minneapolis
   - Omni-Northstar, Minneapolis
   - Radisson Hotel, Minneapolis
   - Ramada Inn, Minneapolis
   - Sheraton Minneapolis, Minneapolis
   - Sofitel, Minneapolis
   - Motel-Proposed, Montevideo
   - Days Inn, Plymouth
   - Hotel-Proposed, Rochester
   - Howard Johnson, Rochester
   - Motel 6, Rochester
   - Radisson Hotel, Rochester
   - Days Inn, Roseville
   - Holiday Inn, Saint Paul
   - Holiday Inn-Town Square, Saint Paul
   - Hotel-Proposed, Saint Paul
   - Inn and Expo Center, Saint Paul
   - World Trade Hotel, Saint Paul
   - Wayzata Conference Center, Wayzata

  Mississippi
   - Howard Johnson, Biloxi
   - Holiday Inn, Greenwood
   - Motel 6, Hattlesburg
   - Hampton Inn, Jackson
   - Howard Johnson, Jackson
   - Ramada Inn-Proposed, Jackson
   - Residence Inn, Jackson
   - Cabot Lodge, Ridgeland
   - Holiday Inn, Vicksburg

  Missouri
   - Ramada Inn, Columbia
   - Howard Johnson-North St. Louis, Hazelwood
   - Super 8, Independence
   - La Quinta Inn, Jackson - North
   - Capital Plaza, Jefferson City
   - Ramada Inn, Jefferson City
   - Days Inn, Joplin
   - Super 8, Joplin
   - Allis Plaza, Kansas City
   - Americana Hotel, Kansas City
   - AmeriSuites Hotel-Proposed, Kansas City
   - Doubletree Hotel, Kansas City
   - Embassy Suites, Kansas City
   - Fairfield Inn-West, Kansas City
   - Hilton - Proposed, Kansas City
   - Hilton Inn, Kansas City
   - Historic Suites Hotel, Kansas City
   - Holiday Inn, Kansas City
   - Holiday Inn Crowne Plaza, Kansas City
   - Holiday Inn-Proposed, Kansas City
   - Proposed Sheraton Hotel, Kansas City
   - Radisson Suite Hotel, Kansas City
   - Resort Hotel - Proposed, Kansas City
   - Marriott-Tan-Tar-A, Lake of the Ozarks
   - Super 8, Liberty
   - Super 8, North Kansas City
   - Inn at Grand Glaize, Osage Beach
   - Super 8, Saint Joseph
   - Clarion, Saint Louis
   - Courtyard by Marriott-Creve Coeur, Saint Louis
   - Courtyard by Marriott-Downtown, Saint Louis
   - Courtyard by Marriott-Westport, Saint Louis
   - Days Inn, Saint Louis
   - Doubletree Hotel, Saint Louis
   - Drury Inn, Saint Louis
   - Embassy Suites, Saint Louis
   - Fairfield Inn-Hazel, Saint Louis
   - Henry VIII Hotel, Saint Louis
   - Hilton Hotel-Bel Air, Saint Louis
   - Holiday Inn Sports Complex, Saint Louis
   - Holiday Inn-Airport North, Saint Louis
   - Holiday Inn-Downtown, Saint Louis
   - Holiday Inn-Riverfont, Saint Louis
   - Howard Johnson-South, Saint Louis
   - Mayfair Hotel, Saint Louis
   - Omni-St. Louis Station, Saint Louis
   - Ramada Inn-Westport, Saint Louis
   - Residence Inn-Chesterfield, Saint Louis
   - Residence Inn-Richmond Heights, Saint Louis
   - Ritz-Carlton Hotel, Saint Louis
   - Sheraton-Airport, Saint Louis
   - St. Louis Airport Hilton, Saint Louis
   - St. Louis Airport Radisson Hotel, Saint Louis
   - St. Louisian Hotel, Saint Louis
   - Stouffer Concourse Hotel, Saint Louis
   - Super 8, Saint Louis
   - Marriott Hotel, Saint Louis County
   - Holiday Inn, Springfield
   - Sheraton Inn, Springfield
   - Super 8, Springfield
   - Executive Inn & Office Building, St. Louis
   - Holiday Inn, St. Louis
   - Howard Johnson Hotel, St. Louis
   - Hotel-Proposed, Unity Village
   - Holiday Inn, Wendtzville

  Montana
   - Sheraton Hotel, Billings
   - Super 8, Billings
   - Super 8, Great Falls
   - Super 8, Helena
   - Super 8, Kalispell
   - Holiday Inn, Missoula
   - Red Lion Inn, Missoula

  Nebraska
   - Holiday Inn, Kearney
   - Best Western Airport Inn, Lincoln
   - Holiday Inn-Airport, Lincoln
   - Holiday Inn-Northeast, Lincoln
   - Howard Johnson, North Platte
   - Marriott Hotel, Omaha
   - Ramada Inn, Omaha
   - Red Lion Inn, Omaha

  Nevada
   - Lake Mead Resort, Boulder City
   - Ormsby House Hotel and Casino, Carson City
   - Super 8, Carson City
   - Doubletree Hotel and Resort, Cathedral City
   - Best Western Motel - Proposed, Jackpot
   - Airport Inn, Las Vegas
   - Aladdin Hotel and Casino, Las Vegas
   - Alexis Park Resort Hotel, Las Vegas
   - Casino Hotel-Proposed, Las Vegas
   - Courtyard by Marriott, Las Vegas
   - El Rancho Hotel and Casino, Las Vegas
   - Hotel and Casino-Proposed, Las Vegas
   - Jockey Club Hotel and Casino, Las Vegas
   - La Quinta Hotel, Las Vegas
   - Paradise Resort, Las Vegas
   - Residence Inn, Las Vegas
   - Silverbird Casino, Las Vegas
   - Super 8-Proposed, Las Vegas
   - The Mirage, Las Vegas
   - Tropicana Travelodge, Las Vegas
   - Westward Ho Casino, Las Vegas
   - Echo Bay Resort, Overton
   - Holiday Inn, Reno
   - La Quinta Hotel, Reno
   - Quality Inn and Casino, Reno
   - Red Lion Hotel-Proposed, Reno

  New Hampshire
   - Sheraton Wayfarer, Bedford
   - Hampton Inn, Bow
   - Mount Washington Resort, Bretton Woods
   - Balsams Hotel, Dixville Notch
   - Sheraton Inn-Lamie's Tavern, Hampton
   - Woodbound Inn, Jaffrey
   - Brickyard Mountain Inn, Laconia
   - Loon Mountain Hotel, Lincoln
   - Appleton Inns, Manchester
   - Holiday Inn Center, Manchester
   - Sheraton Wayfarer, Manchester
   - Susse Chalet, Manchester
   - Clarion Somerset Hotel, Nashua
   - Hotel-Proposed, Nashua
   - Tara Sheraton Nashua, Nashua
   - Wentworth by the Sea, Newcastle
   - Susse Chalet, Portsmouth
   - Wentworth-by-the-Sea, Portsmouth
   - Salem Inn, Salem
   - Susse Chalet, Salem
   - Landmarc Lodge-East, Waterville Valley
   - Landmarc Lodge-West, Waterville Valley
   - Silver Squirrel Inn, Waterville Valley
   - Snowy Owl Inn, Waterville Valley
   - Chalet Susse International, Inc., Wilton

  New Jersey
   - Marriott Seaview Golf Resort, Abescon
   - Howard Johnson Hotel, Absecon
   - Seaview Country Club, Absecon
   - Berkeley Carteret Hotel, Asbury Park
   - Caesar's Hotel and Casino, Atlantic City
   - Casino Hotel-Proposed, Atlantic City
   - Deauville Hotel, Atlantic City
   - Diplomat Hotel, Atlantic City
   - Hampton Inn, Atlantic City
   - Harrah's Marina Hotel Casino, Atlantic City
   - Lafayette Hotel, Atlantic City
   - Resorts Int'l Hotel and Casino, Atlantic City
   - Royal Inn, Atlantic City
   - Sands Hotel and Casino, Atlantic City
   - Traymore Hotel Site, Atlantic City
   - Tropicana Hotel and Casino, Atlantic City
   - World International Hotel, Atlantic City
   - Bernards Inn, Bernardsville
   - Hotel-Proposed, Bridgewater
   - Proposed Hotel, Camden
   - Cherry Hill Hyatt, Cherry Hill
   - Cherry Hill Inn, Cherry Hill
   - Ramada Inn, Clifton
   - Comfort Suites, E. Rutherford
   - Ramada Renaissance, East Brunswick
   - Sheraton Inn, East Brunswick
   - Sheraton - Per Diem, East Rutherford
   - Holiday Inn-Raritan Center, Edison
   - Hotel-Proposed, Edison
   - Ramada Inn, Edison
   - Best Western Hotel, Egg Harbor Township
   - Newark Airport Vista Hotel, Elizabeth
   - Ramada Inn-Proposed, Elizabeth
   - Sheraton Inn, Elizabeth
   - Marriott Suite Hotel-Proposed, Elmwood Park
   - Howard Johnson, Englewood
   - Conference Center, Farleigh Dickinson
   - Motel-Proposed, Flemington
   - Hamilton Park Conference Center, Florham Park
   - Courtesy Motel, Fort Lee
   - Ramada Inn-Proposed, Franklin Township
   - Playboy Resort, Great Gorge
   - Marriott Hotel, Hanover
   - Sheraton Hotel, Hasbrouck Heights
   - Holiday Inn, Jamesburg
   - Restaurant at Port Liberte, Jersey City
   - Harrogate Senior Living Facility, Lakewood
   - Courtyard by Marriott, Lincroft
   - Hotel-Proposed, Long Branch
   - Comfort Inn, Mahwah
   - Courtyard by Marriott, Mahwah
   - Residence Inn-Proposed, Mahwah
   - Economy Lodge - Proposed, Meadowlands
   - Holiday Inn, Meadowlands
   - Hotel-Proposed, Meadowlands
   - Meadowlands Hilton, Meadowlands
   - Sheraton Hotel, Meadowlands
   - Forsgate Conference Center, Monroe Township
   - Conference Center, Morristown
   - Governor Morris Inn, Morristown
   - Headquarters Plaza Hotel, Morristown
   - Pleasantville Farms Conference Cent, Morristown
   - Howard Johnson Lodge, Mount Holly
   - Courtyard by Marriott, Mount Laurel
   - Hilton, Mount Laurel
   - Days Hotel, New Brunswick
   - Hyatt Hotel, New Brunswick
   - Rennaisance Hotel, New Brunswick
   - Residence Inn - Princeton, New Jersey
   - Airport Hotel-Proposed, Newark
   - Courtyard by Marriott-Airport, Newark
   - Holiday Inn, Newark
   - Holiday Inn-Airport North, Newark
   - Hotel-Proposed, Newark
   - Howard Johnson Hotel, Newark
   - Days Inn, North Bergen
   - Holiday Inn, North Brunswick
   - Port-O-Call, Ocean City
   - Sting Ray Motel, Ocean City
   - Hotel-Proposed, Ocean Grove
   - Spray View Hotel, Ocean Grove
   - Macy Hotel-Proposed, Paramus
   - Red Carpet Inn, Paramus
   - Residence Inn-Proposed, Paramus
   - Marriott Hotel-Proposed, Park Ridge
   - Embassy Suites, Parsippany
   - Hilton, Parsippany
   - Residence Inn-Proposed, Parsippany
   - Howard Johnson, Phillipsburg
   - Hotel-Proposed, Piscataway
   - Residence Inn-Proposed, Piscataway
   - Compri Hotel-Proposed, Princeton
   - Hyatt Regency, Princeton
   - Marriott Hotel, Princeton
   - Omni Nassau Inn, Princeton
   - Treadway Inn, Princeton
   - Howard Johnson, Ridgefield Park
   - Hotel-Proposed, Rockleigh
   - Hotel-Proposed, Roxbury Township
   - Ramada Inn, Runnemede
   - Howard Johnson, Saddle Brook
   - Marriott Hotel, Saddle Brook
   - Days Inn, Secaucus
   - Howard Johnson, Secaucus
   - Ramada Inn, Secaucus
   - Hilton At Short Hills, Short Hills
   - Pier 4 Motel, Somers Point
   - Garden State Convention Center, Somerset
   - Holiday Inn, Somerset
   - Marriott Hotel, Somerset
   - Neighborhood Suites-Proposed, Somerset
   - Sommerset Plaza Hotel, Somerset
   - Summerfield Suites Hotel, Sommerset
   - Hewitt Wellington Hotel, Spring Lake
   - Hotel-Proposed, Spring Lake
   - Loews Glenpointe Hotel, Teaneck
   - Appleton Inn, Tinton Falls
   - Envoy Inn, Tinton Falls
   - Hilton Inn, Tinton Falls
   - Residence Inn, Tinton Falls
   - Sunrise Suite Hotel, Tinton Falls
   - Hotel-Proposed, Toms River
   - Hotel-Proposed, Turnersville
   - Hotel-Proposed, Wayne
   - Howard Johnson-Proposed, Wayne
   - Holiday Inn, Wildwood Crest
   - Motel, Wrightstown

  New Mexico
   - Compri Hotel-Proposed, Albuquerque
   - Courtyard by Marriott-Airport, Albuquerque
   - Fairfield Inn-Proposed, Albuquerque
   - Hampton Inn, Albuquerque
   - Hilton Hotel, Albuquerque
   - Holiday Inn, Albuquerque
   - Marriott Hotel, Albuquerque
   - Radisson Suite Hotel-Proposed, Albuquerque
   - Residence Inn, Albuquerque
   - Rodeway Inn, Albuquerque
   - Winrock Motor Inn, Albuquerque
   - La Quinta Inn, Albuquerque - Airport
   - Corkin's Lodge, Chama
   - La Quinta Inn, Farmington
   - Hilton, Las Cruces
   - Las Cruces Hilton, Las Cruces
   - Super 8, Las Cruces
   - Ski Rio Ski Resort, Miracle Mountain
   - Super 8, Raton
   - Young's Ranch, Red River
   - Eldorado Hotel, Santa Fe
   - Homewood Suites Hotel, Santa Fe
   - Hotel-Proposed, Santa Fe
   - Inn at Loretto, Santa Fe
   - Inn on the Alameda, Santa Fe
   - La Fonda Hotel, Santa Fe
   - La Quinta Hotel, Santa Fe
   - Residence Inn, Santa Fe
   - Santa Fe Motel, Santa Fe
   - Sheraton de Santa Fe, Santa Fe

  New York
   - Americana Inn, Albany
   - Desmond Hotel, Albany
   - Hilton Hotel, Albany
   - Marriott Hotel, Albany
   - Sheraton Inn, Albany
   - Susse Chalet, Albany
   - VIP Motor Lodge (Howard Johnson), Albany
   - Embassy Suites-Proposed, Amherst
   - Holiday Inn, Amherst
   - Annandale Inn-Proposed, Annandale
   - Wampus Inn-Proposed, Armonk
   - Treadway Inn, Batavia
   - Hampton Inn, Binghamton
   - Holiday Inn-Arena, Binghamton
   - Holiday Inn-SUNY, Binghamton
   - Hotel-Proposed, Binghamton
   - Howard Johnson, Binghamton
   - Residence Inn, Binghamton
   - Sheraton Inn, Binghamton
   - Eden Motel, Bronx
   - Days Inn-Proposed, Brookhaven
   - Residence Inn, Brookhaven
   - Brooklyn Hotel-Proposed, Brooklyn
   - Hilton Hotel, Brooklyn
   - Airport Hotel-Proposed, Buffalo
   - Buffalo Hotel, Buffalo
   - Days Hotel-Proposed, Buffalo
   - Hilton Hotel, Buffalo
   - Holiday Inn - Midtown, Buffalo
   - Hyatt Hotel, Buffalo
   - Hyatt Regency Hotel & Retail Area, Buffalo
   - Radisson Hotel, Buffalo
   - Ramada Inn-Airport, Buffalo
   - Ramada Renaissance Hotel, Buffalo
   - Residence Inn-Proposed, Buffalo
   - Sheraton Hotel, Buffalo
   - Sheraton Inn Buffalo East, Buffalo
   - Sheraton Inn-Airport, Buffalo
   - Sheraton Inn, Canadaiqua
   - Airway Motel, Cheektowaga
   - Holiday Inn - Airport, Cheektowaga
   - Holiday Inn - Gateway, Cheektowaga
   - Quality Inn, Cheektowaga
   - Sheraton Buffalo, Cheektowga
   - Steeplechase Park-Proposed, Coney Island
   - Hilton Inn, Corning
   - Resort/Conference Center-Proposed, Cornwall
   - Holiday Inn, Cortland
   - Roycroft Inn, East Aurora
   - Hotel-Proposed, East Elmhurst
   - Susse Chalet, East Greenbush
   - Nevele Hotel, Ellenville
   - Int'l Conf./Learning Center-Propose, Ellis Island
   - Days Inn, Elmsford
   - Howard Johnson, Elmsford
   - Neighborhood Suites Hotel-Proposed, Fishkill
   - Residence Inn, Fishkill
   - Metropole Hotel, Flushing
   - Midway Hotel, Flushing
   - Sheraton - Proposed, Flushing Center
   - Hotel-Proposed, Garden City
   - Wyndham Condominium, Garden City
   - Harrison Conference Center, Glen Clove
   - Great Neck Hotel, Great Neck
   - Comfort Inn, Greece
   - Holiday Inn-Proposed, Greece
   - Tamarack Lodge, Greenfield Park
   - Claudio's Restaurant, Greenport
   - Colonie Hill, Hauppauge
   - Holiday Inn, Hauppauge
   - Marriott Wind Watch Hotel & Golf, Hauppauge
   - Marriott Windwatch, Hauppauge
   - Ramada Inn, Hauppauge
   - Residence Inn, Hauppauge
   - Homewood Suites-Proposed, Henrietta
   - Howard Johnson, Huntington
   - Huntington Townhouse, Huntington
   - Hampton Inn, Islandia
   - Marriott Wind Watch, Islandia
   - Hotel-Proposed, Islip
   - Howard Johnson Hotel, Ithaca
   - Ramada Inn, Ithaca
   - Sheraton Inn, Ithaca
   - JFK Hilton, Jamaica
   - Howard Johnson, Kingston
   - Ramada Inn, Kingston
   - Omni Sagamore, Lake George
   - Ramada Inn, Lake George
   - Former Lake Placid Club Hotel, Lake Placid
   - Hilton Hotel, Lake Placid
   - Mirror Lake Inn, Lake Placid
   - Holiday Inn, Latham
   - Howard Johnson, Latham
   - Howard Johnson, Liberty
   - The New Brown's Resort, Loch Sheldrake
   - Convention Center - Proposed, Long Island
   - Eastern Nassau/W. Suffolk Hotel, Long Island
   - Hyatt Hotel-Proposed, Long Island
   - Motel-Proposed, Lynbrook
   - Crowne Plaza Hotel, Manhattan
   - Hotel Mark, Manhattan
   - Proposed Economy Hotel, Manhattan
   - Sugar Maples Resort, Maplecrest
   - Hotel-Proposed, Middletown
   - Howard Johnson, Middletown
   - Montauk Yacht Club and Inn, Montauk
   - Kutsher's Resort, Monticello
   - Motel-Proposed, Nanuet
   - Wallkill Valley Inn Project, New Paltz
   - Hotel-Proposed, New Rochelle
   - Le Richmond Hotel, New Rochelle
   - Ramada Plaza Inn and Offices, New Rochelle
   - Sheraton Inn, New Rochelle
   - Aberdeen Hotel, New York
   - American Youth Hostel, New York
   - Americana Hotel, New York
   - Ashley Hotel, New York
   - Astor House-Proposed, New York
   - Barbizon Plaza Hotel, New York
   - Barclay Hotel, New York
   - Battery Park City Hotel-Proposed, New York
   - Berkshire Place, New York
   - Best Western Woodward Hotel, New York
   - Biltmore Hotel, New York
   - Broadway Crowne Plaza, New York
   - Carlton House Hotel, New York
   - Century Paramount Hotel, New York
   - Chatwal Inn, New York
   - Chatwal Inn on 45th Street, New York
   - Chatwal Inn on Park Avenue, New York
   - Chinatown Hotel-Proposed, New York
   - Courtyard by Marriott-Proposed, New York
   - Custom's House, New York
   - Days Inn, New York
   - Days Inn-West 57th Street, New York
   - Doral Inn, New York
   - Dover Hotel, New York
   - Downtown Athletic Club, New York
   - Downtown Conference Center, New York
   - Drake Hotel, New York
   - Econo Lodge-Proposed, New York
   - El Rio Grande, New York
   - Embassy Suites-Times Square-Propose, New York
   - Empire Hotel, New York
   - Essex House, New York
   - Executive Hotel, New York
   - Giordano Hotel, New York
   - Gorham Hotel, New York
   - Grand Bay at Equitable Center, New York
   - Grand Hyatt Hotel, New York
   - Greenwich Street Hotel, New York
   - Halloran House, New York
   - Hampton House, New York
   - Harley Hotel, New York
   - Helmsley Hotel, New York
   - Hilton Hotel, New York
   - Hilton Hotel-Statler, New York
   - Holiday Inn, New York
   - Holiday Inn Crowne Plaza-Broadway, New York
   - Holiday Inn Crowne Plaza-Manhattan, New York
   - Holland Hotel, New York
   - Hotel Intercontinental, New York
   - Hotel Pierre, New York
   - Hotel-1926 Broadway-Proposed, New York
   - Hotel-East 57th Street-Proposed, New York
   - Hotel-Proposed, New York
   - Hotel-Tenth Avenue-Proposed, New York
   - Howard Hotel, New York
   - Howard Johnson, New York
   - Journey's Court Hotel-Proposed, New York
   - Journey's End, New York
   - Kalikow Hotel-Proposed, New York
   - Kennedy Inn, New York
   - Lancaster Hotel, New York
   - Le Meridien Liberty New York, New York
   - Lowell Hotel, New York
   - Luxury Hotel-Proposed, New York
   - Macklowe Hotel, New York
   - Madison Towers Hotel, New York
   - Manger Windsor Hotel, New York
   - Mark Hotel, New York
   - Marriott East Side, New York
   - Marriott Financial Center, New York
   - Marriott Hotel-Proposed, New York
   - Marriott Marquis, New York
   - Martinique Hotel, New York
   - Mayfair Regent, New York
   - Milford Plaza Hotel, New York
   - Millennium Hotel, New York
   - Navarro Hotel, New York
   - Nova Park-Gotham, New York
   - Novotel, New York
   - Omni Berkshire Place, New York
   - Omni Park Central, New York
   - Parc Fifty One Hotel, New York
   - Parker Meridien Hotel, New York
   - Peninsula Hotel, New York
   - Penta Hotel, New York
   - Piccadilly Hotel, New York
   - Plaza Hotel, New York
   - President Hotel, New York
   - Prince George Hotel, New York
   - Prince Street Hotel-Proposed, New York
   - Proposed Hotel and Apartments, New York
   - Proposed Luxury Hotel-Proposed, New York
   - Quality Inn, New York
   - Quality Suites, New York
   - Ramada Inn, New York
   - Regent Hotel-Proposed, New York
   - Regent of New York-Proposed, New York
   - Ritz-Carlton, New York
   - Roger Smith Winthrop Hotel, New York
   - Roosevelt Hotel, New York
   - Russian Tea Room, New York
   - Sheraton Hotel, New York
   - Sheraton Motor Inn, New York
   - Sheraton Park Avenue, New York
   - Soho Hotel-Proposed, New York
   - St. Moritz Hotel, New York
   - St. Regis, New York
   - Stanhope, New York
   - Sutton Place Hotel, New York
   - Taft Hotel, New York
   - Tenth Avenue Hotels-Proposed, New York
   - The Pierre Hotel, New York
   - The Plaza Athenee, New York
   - Times Square Hotel-Proposed, New York
   - Timeshare-Proposed, New York
   - Travel Inn, New York
   - Tudor Hotel, New York
   - UN Plaza Suite Hotel-Proposed, New York
   - Vista International, New York
   - Waldorf=Astoria Hotel, New York
   - Warwick Hotel, New York
   - Westbury Hotel, New York
   - Westin Plaza Hotel, New York
   - Woodward Hotel-Proposed, New York
   - York Club, New York
   - Howard Johnson Motel & Restaurant, Newburgh
   - Ramada Inn, Newburgh
   - Hilton Hotel, Niagara Falls
   - Howard Johnson, Norwich
   - Hotel-Proposed, Orangetown
   - Hudson Valley Conference Center, Ossining
   - Sheraton Inn, Ossining
   - Hotel-Proposed, Oswego
   - Best Western, Painted Post
   - Lodge on the Green, Painted Post
   - Residence Inn - Proposed, Parsippany
   - Senior Living - Proposed, Pearl River
   - Drum Hill Hotel, Peekskill
   - Holiday Inn, Plainview
   - Howard Johnson, Plainview
   - Pickwick Motor Inn, Plainview
   - Residence Inn, Plainview
   - Holiday Inn, Plattsburgh
   - Motel-Proposed, Port Jefferson
   - Comfort Inn-Proposed, Poughkeepsie
   - Courtyard by Marriott, Poughkeepsie
   - Radison Hotel, Poughkeepsie
   - Wyndham Hotel, Poughkeepsie
   - Best Western-LaGuardia Airport, Queens
   - Crown Motel, Queens
   - Crowne Plaza-LaGuardia Airport, Queens
   - Days Inn-LaGuardia Airport, Queens
   - Executive Inn, Queens
   - Hilton Inn-LaGuardia Airport, Queens
   - Hilton-JFK Airport, Queens
   - Holiday Inn-JFK Airport, Queens
   - Holiday Inn-LaGuardia Airport, Queens
   - Howard Johnson, Queens
   - Jade East Motel, Queens
   - JFK Plaza Hotel, Queens
   - Marriott Hotel-JFK Airport, Queens
   - Marriott-LaGuardia Airport, Queens
   - Metropole Hotel, Queens
   - Midway Hotel, Queens
   - Riviera Hotel, Queens
   - Royce Hotel-LaGuardia Airport, Queens
   - Sheraton-LaGuardia East-Proposed, Queens
   - Adria Hotel, Queens (Bayside)
   - Holiday Inn, Riverhead
   - Riverhead Motor Hotel, Riverhead
   - Americana Hotel, Rochester
   - Courtyard by Marriott-Wrighton, Rochester
   - Days Hotel (former Holiday Inn), Rochester
   - Hilton-Campus, Rochester
   - Holiday Inn, Rochester
   - Hotel-Proposed (former St. Bernard), Rochester
   - Hyatt Hotel, Rochester
   - Lodge at Woodcliff, Rochester
   - Omni Suites Hotel, Rochester
   - Residence Inn, Rochester
   - Sheraton Inn, Rochester
   - Stouffer Hotel, Rochester
   - Town House Inn, Rochester
   - Limited Service Hotel-Proposed, Rome
   - Hotel - Proposed, Roslyn
   - Roslyn Country Club, Roslyn
   - Courtyard by Marriott, Rye
   - Le Richemonde Hotel, Ryebrook
   - Baron's Cove Inn, Sag Harbor
   - Holiday Inn, Saratoga
   - Hotel-Proposed, Saratoga Springs
   - Howard Johnson, Saugerties
   - Holiday Inn, Schenectady
   - Ramada Inn, Schenectady
   - Dering Harbor Inn, Shelter Island
   - Crowne Plaza-Proposed, Smithtown
   - Howard Johnson, Smithtown
   - Sheraton, Smithtown
   - Raleigh Hotel, South Fallsburg
   - Hotel-Proposed, Southhold
   - Susse Chalet, Spring Valley
   - Executive Motor Inn, Springfield Gardens
   - Staten Island Hotel, Staten Island
   - Imperial Htl/Stevensville Golf Crs., Stevensville
   - Holiday Inn, Suffern
   - Motel on the Mountain, Suffern
   - Browns Hotel, Sullivan County
   - Imperial Hotel, Sullivan County
   - The New Brown's Resort, Sullivan County
   - Courtyard by Marriott, Syracuse
   - Embassy Suites, Syracuse
   - Hampton Inn, Syracuse
   - Hilton Inn, Syracuse
   - Holiday Inn-Downtown, Syracuse
   - Holiday Inn-Exit 35, Syracuse
   - Holiday Inn-Exit 36, Syracuse
   - Holiday Inn-Exit 39, Syracuse
   - Holiday Inn-I-90, Syracuse
   - Homewood Suites Hotel-Proposed, Syracuse
   - Hotel Syracuse, Syracuse
   - Hotel-Proposed, Syracuse
   - Marriott Hotel, Syracuse
   - Residence Inn-Proposed, Syracuse
   - Sheraton University Inn & Conf.Ctr., Syracuse
   - Treadway Inn, Syracuse
   - Courtyard by Marriott, Tarrytown
   - Tarrytown House Conference Center, Tarrytown
   - Westchester Marriott, Tarrytown
   - Embassy Suites - Proposed, Times Square, New York
   - Marriott Hotel, Uniondale
   - Sheraton Nassau Hotel, Uniondale
   - Howard Johnson Hotel, Utica
   - Howard Johnson, Vestal
   - Hotel-Proposed, Watertown
   - Convention Hotel-Proposed, Westbury
   - Dalts Restaurant, Westbury
   - Howard Johnson, Westbury
   - Marriott Hotel, Westchester
   - Inn-Proposed, Westhampton
   - Crowne Plaza, White Plains
   - Hotel-Proposed, White Plains
   - Howard Johnson, White Plains
   - Roger Smith Hotel, White Plains
   - Stouffer Westchester Hotel, White Plains
   - White Plains Hotel, White Plains
   - Anton Meadows, Yaphank
   - Quality Suites, Yorktown
   - Yorktown Motor Lodge, Yorktown Heights

  North Carolina
   - Days Inn - Central, Asheville
   - Holiday Inn - Airport, Asheville
   - Holiday Inn - Tunnel, Asheville
   - Inn on the Plaza, Asheville
   - Sheraton Inn, Asheville
   - Days Inn, Ashville
   - Masters Economy Inn - Rocky Mount, Battlebro
   - Days Inn, Blowing Rock
   - All-Suite Hotel-Proposed, Boone
   - Residence Inn-Proposed, Cary
   - Carolina Inn, Chapel Hill
   - Hilton-Proposed, Chapel Hill
   - Charlotte Registry Hotel-Per Diem, Charlotte
   - Compri Hotel-Proposed, Charlotte
   - Courtyard by Marriott, Charlotte
   - Days Inn, Charlotte
   - Days Inn-Uptown, Charlotte
   - Fairfield Inn, Charlotte
   - Howard Johnson, Charlotte
   - Howard Johnson Lodge, Charlotte
   - Knights Inn, Charlotte
   - Manger Motor Inn, Charlotte
   - Marriott City Center, Charlotte
   - Marriott Hotel-Independence Center, Charlotte
   - Masters Economy Inn - Charlotte No, Charlotte
   - Masters Economy Inn - Merchandise, Charlotte
   - Queen City Motel, Charlotte
   - Residence Inn, Charlotte
   - Residence Inn-North, Charlotte
   - Resistry Hotel, Charlotte
   - Royce Suite Hotel, Charlotte
   - Sheraton Inn, Charlotte
   - Conference Center, Clemmons
   - Sheraton Motel, Dunn
   - Best Western, Durham
   - Cricket Inn, Durham
   - Days Inn, Durham
   - Dutch Village Inn, Durham
   - Fairfield Inn, Durham
   - Holiday Inn-West, Durham
   - Motel 6, Durham
   - Sheraton-University Center, Durham
   - The Duke Inn, Durham
   - Days Inn, Fayetteville
   - Fairfield Inn, Fayetteville
   - Holiday Inn, Fayetteville
   - Hotel-Proposed, Fayetteville
   - Knights Inn, Fayetteville
   - Goldsboro Motel, Goldsboro
   - Courtyard by Marriott, Greensboro
   - Days Inn, Greensboro
   - Embassy Suites, Greensboro
   - Fairfield Inn, Greensboro
   - Hilton, Greensboro
   - Marriott Hotel, Greensboro
   - Residence Inn, Greensboro
   - Sheraton Greensboro, Greensboro
   - Hotel-Proposed, Greenville
   - Radisson Hotel, High Point
   - Days Inn, Lumberton
   - Maggie Valley Country Club, Maggie Valley
   - Courtyard by Marriott, Raleigh
   - Fairfield Inn, Raleigh
   - Hampton Inn, Raleigh
   - Hilton, Raleigh
   - Holiday Inn-Downtown, Raleigh
   - Marriott Hotel-RTP, Raleigh
   - Raleigh Radisson, Raleigh
   - Residence Inn, Raleigh
   - Holiday Inn - Airport, Research Triangle Park
   - Howard Johnson, Roanoke Rapids
   - Sheraton Inn, Rocky Mount
   - Days Inn, Rocky Mountain
   - Fairfield Inn, Rocky Mountain
   - Motel 6, Rocky Mountain
   - Days Inn, Rowland
   - Sheraton Motel, Selma
   - Masters Economy Inn, Smithfield
   - Holiday Inn, Southern Pines
   - Fairfield Inn, Wilmington
   - Hilton, Winston/Salem
   - Holiday Inn, Winston/Salem
   - Winston Plaza Hotel, Winston/Salem

  North Dakota
   - Holiday Inn, Bismark
   - Radisson Inn, Bismark
   - Super 8, Bismark
   - Ramada Hotel, Fargo
   - Ramada Inn-Proposed, Fargo
   - Super 8, Grand Forks
   - Super 8, Minot

  Ohio
   - Holiday Inn-Cascade, Akron
   - Ramada Inn, Akron
   - Residence Inn, Akron
   - Aurora Inn and Pine Lake Trout Club, Aurora
   - Sheraton Inn, Aurora
   - Woodlands Inn, Aurora
   - Courtyard by Marriott, Blue Ash
   - Embassy Suites, Blue Ash
   - Residence Inn-Proposed, Blue Ash
   - Best Western, Cambridge
   - Days Inn, Cambridge
   - Hilton Hotel, Canton
   - Super 8, Canton
   - Best Western Northeast, Cincinnati
   - Carousel Inn, Cincinnati
   - Cincinnati Hotel, Cincinnati
   - Clarion Hotel, Cincinnati
   - Days Inn, Cincinnati
   - Embassy Suites-Proposed, Cincinnati
   - Holiday Inn-Downtown, Cincinnati
   - Holiday Inn-Eastgate, Cincinnati
   - Holiday Inn-Northeast, Cincinnati
   - Holiday Inn-Riverfront, Cincinnati
   - Holiday Inn-South, Cincinnati
   - Hotel-Airport-Proposed, Cincinnati
   - Howard Johnson, Cincinnati
   - Hyatt, Cincinnati
   - Knights Inn, Cincinnati
   - KOA Campground, Cincinnati
   - Marriott Inn, Cincinnati
   - Netherland Hilton, Cincinnati
   - Omni Netherland Plaza, Cincinnati
   - Proposed Hotel, Cincinnati
   - Radisson Inn, Cincinnati
   - Ramada Inn, Cincinnati
   - Residence Inn, Cincinnati
   - Residence Inn-North, Cincinnati
   - Sheraton Inn-Proposed, Cincinnati
   - Treadway Inn, Cincinnati
   - Vernon Manor, Cincinnati
   - AmeriSuite Hotel-Proposed, Cleveland
   - Downtown Hotel-Proposed, Cleveland
   - Fairfield Inn-Brook Park, Cleveland
   - Fairfield Inn-West, Cleveland
   - Holiday Inn-Airport, Cleveland
   - Holiday Inn-Lakeside, Cleveland
   - Hyatt Hotel-Proposed, Cleveland
   - Marriott Hotel, Cleveland
   - Sheraton City Center, Cleveland
   - Sheraton Hopkins, Cleveland
   - AmeriSuite - Proposed, Columbus
   - Embassy Suites, Columbus
   - Fairfield Inn-North, Columbus
   - Fairfield Inn-West, Columbus
   - Hilton Inn, Columbus
   - Holiday Inn-Airport, Columbus
   - Holiday Inn-City Center, Columbus
   - Holiday Inn-Worthington, Columbus
   - Hotel-Proposed, Columbus
   - Howard Johnson Hotel, Columbus
   - Howard Johnson-East, Columbus
   - Howard Johnson-West, Columbus
   - Knights Inn-West, Columbus
   - Marriott Hotel, Columbus
   - Nationwide Hotel, Columbus
   - Residence Inn-North, Columbus
   - Sheraton Plaza Hotel, Columbus
   - Sheraton-North, Columbus
   - Union Plaza Hotel-Steeplechase, Columbus
   - University Inn, Columbus
   - Woodfin Hotel, Columbus
   - Courtyard by Marriott, Crosswoods
   - Courtyard by Marriott, Dayton
   - Daytonian Hilton, Dayton
   - Fairfield Inn, Dayton
   - Hope Hotel & Conference Center, Dayton
   - Knights Inn-North, Dayton
   - Marriott Hotel, Dayton
   - Motel 6, Dayton
   - Ramada Inn, Dayton
   - Residence Inn-North, Dayton
   - Residence Inn By Marriott, Dayton South
   - Courtyard by Marriott, Dublin
   - Woodfin Suites, Dublin
   - East Liverpool Motor Lodge, East Liverpool
   - Howard Johnson, Euclid
   - Ramada Inn, Fairlawn
   - Hampton Inn, Independence
   - Howard Johnson, Lima
   - Ramada Inn, Lima
   - Best Western, Mansfield
   - Holiday Inn, Marietta
   - Lafayette Hotel, Marietta
   - Holiday Inn, Middletown
   - Howard Johnson, Middletown
   - Regal 8 Inn, Middletown
   - Sheraton-Proposed, Milford
   - Super 8, Montrose
   - Ramada Inn, Sandusky
   - Days Inn, Sharonville
   - Holiday Inn-Cincinnati North, Sharonville
   - Super 8, St. Clairsville
   - Holiday Inn, Strongsville
   - Balhalla Hotel, Toledo
   - Courtyard by Marriott, Toledo
   - Fairfield Inn-Airport, Toledo
   - Hilton at the Medical College, Toledo
   - Hilton Hotel, Toledo
   - Holiday Inn, Toledo
   - Knights Inn-West, Toledo
   - Marriott Portside Hotel, Toledo
   - Radisson Hotel, Toledo
   - Sofitel, Toledo
   - Hampton Inn-Proposed, Wickliffe
   - Holiday Inn, Youngstown
   - Hotel-Proposed, Youngstown
   - Sheraton-Proposed, Youngstown

  Oklahoma
   - Fountainhead Resort, Mcintosh County
   - Residence at the Trails Inn, Norman
   - Suit Hotel, Norman
   - Courtyard by Marriott, Oklahoma City
   - Embassy Suites, Oklahoma City
   - Holiday Inn, Oklahoma City
   - Lexington Hotel Suites, Oklahoma City
   - Lincoln Plaza Hotel, Oklahoma City
   - Marriott Hotel, Oklahoma City
   - Meridien Plaza, Oklahoma City
   - Sheraton Hotel, Oklahoma City
   - Arrowhead Resort, Pittsburgh County
   - Camelot Hotel, Tulsa
   - Doubletree Hotel, Tulsa
   - Former Holiday Inn, Tulsa
   - Former Holiday Inn-Downtown, Tulsa
   - Holiday Inn, Tulsa
   - Holiday Inn-Convention Center, Tulsa
   - La Quinta Inn, Tulsa
   - Marriott Hotel, Tulsa
   - Mayo Hotel, Tulsa
   - Residence Inn, Tulsa
   - Westin Hotel, Tulsa

  Oregon
   - Inn At Face Rock, Bandon
   - Courtyard by Marriott, Beaverton
   - Red Lion Motel, Bend
   - Sunriver Lodge and Resort, Bend
   - Econolodge Motel, Eugene
   - Valley River Inn, Eugene
   - Residence Inn Portland-South, Lake Oswego
   - Big Creek Resort-US Highway 101, Lane County
   - Embassy Suites, Portland
   - Holiday Inn Crowne Plaza - Proposed, Portland
   - Holiday Inn-Airport, Portland
   - Holiday Inn-South, Portland
   - Proposed Sheraton Suites, Portland
   - Red Lion - Jantzen Beach, Portland
   - Red Lion Inn-Lloyd Center, Portland
   - Red Lion Inn-Portland Center, Portland
   - Residence Inn - Proposed, Portland
   - Vintage Plaza Hotel, Portland
   - Wells Building, Portland
   - Execulodge Motel, Salem
   - Oregon Capital Inn, Salem
   - Springfield Red Lion Inn, Springfield
   - Sunriver Resort, Sunriver

  Pennsylvania
   - Allentown Hilton Hotel, Allentown
   - Holiday Inn, Allentown
   - Proposed Microtel, Allentown
   - Quality Inn, Allentown
   - Bedford Springs Hotel, Bedford
   - Compri Hotel-Proposed, Bensalem
   - Days Inn-Proposed, Bensalem
   - Holiday Inn, Bensalem
   - Residence Inn By Marriott, Berwyn
   - Econolodge, Bristol
   - Days Inn, Brookville
   - Buck Hill Falls Inn, Buck Hill Falls
   - Howard Johnson, Butler
   - Holiday Inn, Chambersburg
   - Days Inn, Clarion
   - Embassy Suites, Coraopolis
   - Hydeholde Country House-Proposed, Coraopolis
   - Days Inn, Danville
   - Holiday Inn, Dubois
   - Lafayette Inn-Proposed, Easton
   - Howard Johnson Hotel, Erie
   - Ramada Inn, Erie
   - Holiday Inn, Essington
   - Quality Suites-Proposed, Essington
   - Super 8-Proposed, Essington
   - Howard Johnson, Gibsonia
   - Compri Hotel-Proposed, Harrisburg
   - Holiday Inn, Harrisburg
   - Marriott Hotel, Harrisburg
   - Penn Harris Inn, Harrisburg
   - Sheraton Inn, Harrisburg
   - Super 8-Proposed, Harrisburg
   - Holiday Inn, Hazleton
   - Super 8-Proposed, Hazleton
   - Plaza Valley Forge Hotel, King of Prussia
   - Radisson Hotel, King of Prussia
   - Sheraton Hotel, King of Prussia
   - Valley Forge Complex, King of Prussia
   - Valley Forge Hilton, King of Prussia
   - Motel-Proposed, Lake Ariel
   - Days Inn, Lancaster
   - Holiday Inn-Route 30E, Lancaster
   - Holiday Inn-Route 501, Lancaster
   - Sheraton Lancaster Golf Resort, Lancaster
   - Super 8-Proposed, Lancaster
   - Holiday Inn, Lionville
   - Hilton-Great Valley, Malvern
   - Summerfield Suite-Proposed, Malvern
   - Days Inn, Meadville
   - Hilton Inn, Monroeville
   - Holiday Inn-West, Monroeville
   - Economy Hotel, Montgomery Township
   - Holiday Inn, New Hope
   - Treadway Inn, Newport
   - Residence Inn-Proposed, Paoli
   - Conference Center-Proposed, Penn State
   - Barclay Hotel, Philadelphia
   - Bellevue, Philadelphia
   - Courtyard by Marriott-Devon, Philadelphia
   - Courtyard-Willow Grove, Philadelphia
   - Days Inn-Airport, Philadelphia
   - Econo Lodge-Franklin Towne, Philadelphia
   - Essex Hotel, Philadelphia
   - Franklin Motor Inn, Philadelphia
   - Franklin Plaza Hotel, Philadelphia
   - Guest Quarters Hotel, Philadelphia
   - Hampton Inn-Proposed, Philadelphia
   - Health Club-Proposed, Philadelphia
   - Hilton Inn, Philadelphia
   - Hilton Inn-Northeast, Philadelphia
   - Holiday Inn-City Center, Philadelphia
   - Holiday Inn-City Line, Philadelphia
   - Hub Motor Inn, Philadelphia
   - Hyatt-Proposed, Philadelphia
   - Marriott Hotel, Philadelphia
   - Marriott Hotel-Airport, Philadelphia
   - Omni Philadelphia, Philadelphia
   - Penn Center Inn, Philadelphia
   - Quality Inn-Center City, Philadelphia
   - Residence Inn-Proposed, Philadelphia
   - Rittenhouse Hotel, Philadelphia
   - Treadway Mohawk, Philadelphia
   - Treadway Roosevelt, Philadelphia
   - Residence Inn, Philadelphia/Berwyn
   - Clubhouse Inn, Pittsburgh
   - Courtyard by Marriott, Pittsburgh
   - Hampton Inn at Playhouse Square, Pittsburgh
   - Hilton Hotel, Pittsburgh
   - Holiday Inn-Greentree, Pittsburgh
   - Holiday Inn-North, Pittsburgh
   - Holiday Inn-Parkway-East, Pittsburgh
   - Holiday Inn-Parkway-West, Pittsburgh
   - Hotel-Proposed, Pittsburgh
   - Howard Johnson Hotel, Pittsburgh
   - Marriott Hotel, Pittsburgh
   - Marriott-Airport, Pittsburgh
   - Motel 6, Pittsburgh
   - Quality Inn, Pittsburgh
   - Royce Hotel-Airport, Pittsburgh
   - U.S.S. Hotel-Proposed, Pittsburgh
   - Westin William Penn, Pittsburgh
   - Courtyard By Marriott, Pittsburgh Airport
   - Holiday Inn, Reading
   - Sheraton Hotel, Reading
   - Hilton at Lackawanna Station, Scranton
   - Hilton Hotel, Scranton
   - Sheraton Inn, Stroudsburg
   - HoJo Inn, Tannersville
   - Hilton-Northeast, Trevose
   - Compri Hotel-Proposed, Valley Forge
   - Courtyard by Marriott, Valley Forge
   - Holiday Inn-Meadowlands, Washington
   - Holiday Inn, Wilkes-Barre
   - Days Inn-Proposed, Williamsport
   - Hotel-Proposed, Williamsport
   - Hampton Inn - Proposed, Willow Grove
   - Holiday Inn-Market Street, York
   - Holiday Inn-Route 30 and I-83, York
   - Ramada Inn, York
   - Super 8-Proposed, York

  Rhode Island
   - Cresthil-Proposed, Lincoln
   - Courtyard by Marriott, Newport
   - Vanderbilt Hotel-Convention Center, Newport
   - Quality Inn, North Kingston
   - Biltmore Plaza, Providence
   - Convention Center Hotel-Proposed, Providence
   - Holiday Inn Providence - Downtown, Providence
   - Hotel-Proposed, Providence
   - Marriott Hotel, Providence
   - Sheraton-Airport, Providence
   - Susse Chalet, Smithfield
   - Howard Johnson, Warwick
   - Residence Inn-Proposed, Warwick
   - Susse Chalet, Warwick

  South Carolina
   - Quality Inn Motel, Anderson
   - Super 8, Anderson
   - Budget Hotel - Proposed, Charleston
   - Charleston Center Hotel-Proposed, Charleston
   - Cooper River Inn, Charleston
   - Days Inn, Charleston
   - Francis Marion Hotel, Charleston
   - Hampton Inn-Proposed, Charleston
   - Hawthorne Suites Hotel, Charleston
   - Holiday Inn, Charleston
   - Holiday Inn-Airport, Charleston
   - Holiday Inn-Riverview, Charleston
   - Masters Economy Inn - Mt. Pleasant, Charleston
   - Masters Economy Inn - Rivers Ave, Charleston
   - Middleton Inn, Charleston
   - Omni Charleston, Charleston
   - Quality Inn, Charleston
   - Trusthouse Forte, Charleston
   - Courtyard by Marriott, Columbia
   - Courtyard by Marriott-Northeast, Columbia
   - Courtyard by Marriott-Northwest, Columbia
   - Embassy Suites, Columbia
   - Marriott Hotel, Columbia
   - Masters Economy Inn - I-26, Columbia
   - Masters Economy Inn - Knox Abbot, Columbia
   - Motel 6, Columbia
   - Residence Inn, Columbia
   - Coral Beach Hotel, Coral Beach
   - Days Inn, Dillon
   - Save Inn, Fairplay
   - Fairfield Inn, Florence
   - Holiday Inn, Florence
   - Days Inn, Gaffney
   - Courtyard by Marriott, Greenville
   - Fairfield Inn, Greenville
   - Greenville Hilton Hotel, Greenville
   - Ramada Inn, Greenville
   - Super 8, Greenwood
   - Days Inn, Hardeeville
   - Fairfield Inn, Hilton Head
   - Hilton Head Inn, Hilton Head
   - Holiday Inn, Hilton Head
   - Inter-Continental Hotel, Hilton Head
   - Islander Inn, Hilton Head
   - Quality Suites-Proposed, Hilton Head
   - Residence Inn-Proposed, Hilton Head
   - Sheraton Inn, Hilton Head
   - PGA East Resort-Proposed, Kiawah Island
   - Save Inn, Lake Hartwell
   - Days Inn, Mt. Pleasant
   - Coral Beach Hotel, Myrtle Beach
   - Radisson Hotel, Myrtle Beach
   - Best Western Inn, North Charleston
   - Budget Hotel-Proposed, North Charleston
   - Days Inn, North Charleston
   - Northwoods Atrium Inn, North Charleston
   - Days Inn, Santee
   - Holiday Inn-West, Spartanburg
   - Howard Johnson, Spartanburg
   - Residence Inn, Spartanburg

  South Dakota
   - Holiday Inn, Aberdeen
   - Holiday Inn, Rapid City
   - Holiday Inn, Sioux Falls
   - Super 8, Sioux Falls
   - Holiday Inn, Spearfish

  Tennessee
   - Ameri Suite Hotel-Proposed, Brentwood
   - Courtyard by Marriott, Brentwood
   - Holiday Inn, Bristol
   - Holiday Inn-Southeast, Chattanooga
   - Howard Johnson, Chattanooga
   - Marriott Hotel, Chattanooga
   - Motel 6, Chattanooga
   - Sheraton Inn, Chattanooga
   - Super 8, Chattanooga
   - Holiday Inn, Cove Lake
   - Masters Economy Inn, Dickson
   - Comfort Inn-Proposed, Elizabethton
   - Park Vista Hotel, Gatlinburg
   - Holiday Inn-I-40, Jackson
   - Holiday Inn, Johnson City
   - Super 8, Johnson City
   - Fairfield Inn, Johnson Park
   - Holiday Inn, Kingsport
   - Courtsouth Healthclub-North, Knoxville
   - Courtsouth Healthclub-South, Knoxville
   - Courtsouth Healthclub-West, Knoxville
   - Days Inn, Knoxville
   - Hilton Hotel, Knoxville
   - Howard Johnson-Westhills, Knoxville
   - Motel 6, Knoxville
   - Quality Inn, Knoxville
   - Ramada Inn-West, Knoxville
   - Rodeway Inn, Knoxville
   - Courtyard by Marriott, Memphis
   - Courtyard by Marriott-Airport, Memphis
   - Holiday Inn - Crowne Plaza, Memphis
   - Holiday Inn-East, Memphis
   - Holiday Inn-East Poplar, Memphis
   - Holiday Inn-I-40-Sycamore View, Memphis
   - Holiday Inn-Memphis Int'l Airport, Memphis
   - Hyatt Regency, Memphis
   - Lexington Hotel Suites, Memphis
   - Motel 6, Memphis
   - Omni Hotel, Memphis
   - Proposed Fairfield Inn, Memphis
   - Residence Inn, Memphis
   - La Quinta Inn, Memphis - Airport
   - Brown County Inn, Nashville
   - Capital Mall Conv. Center-Proposed, Nashville
   - Clarion Maxwell House, Nashville
   - Courtyard by Marriott-Airport, Nashville
   - Days Inn, Nashville
   - Doubletree Hotel, Nashville
   - Grosvenor, Nashville
   - Hampton Inn, Nashville
   - Holiday Inn Crowne Plaza, Nashville
   - Holiday Inn Express, Nashville
   - Holiday Inn-Briley Parkway, Nashville
   - Marriott Hotel, Nashville
   - Nashville Union Station, Nashville
   - Ramada Inn, Nashville
   - Sheraton Hotel, Nashville
   - Sheraton Music City, Nashville
   - Stouffer Hotel, Nashville
   - Super 8, Nashville
   - Union Station Hotel, Nashville
   - AmeriSuite, Oakridge
   - Holiday Inn, Oakridge
   - Super 8-Proposed, Union City

  Texas
   - Harvey Hotel, Addison
   - Days Inn, Amarillo
   - Motel 6, Amarillo
   - Radisson Hotel-Proposed, Amarillo
   - Super 8 Motel, Amarillo
   - La Quinta Inn, Amarillo - Airport
   - Courtyard by Marriott, Arlington
   - Hilton Hotel, Arlington
   - Holiday Inn, Arlington
   - Lexington Suites Hotel, Arlington
   - Compri Hotel-Proposed, Austin
   - Driskill Hotel, Austin
   - Embassy Suites-Austin Town Lake, Austin
   - Embassy Suites-North, Austin
   - Fairfield North, Austin
   - Four Seasons Hotel, Austin
   - Holiday Inn, Austin
   - Holiday Inn-Austin Town Lake, Austin
   - La Quinta Inn, Austin
   - Marriott Hotel, Austin
   - Proposed Fairfield Inn, Austin
   - Quality Inn, Austin
   - Residence South, Austin
   - La Quinta Inn, Austin - Ben White
   - Holiday Inn Airport, Austins Cities
   - Holiday Inn, Bay Town
   - Hilton Hotel, Beaumont
   - Holiday Inn, Beaumont
   - Courtyard by Marriott, Bedford
   - Holiday Inn, Brownsville
   - La Quinta Inn, Brownsville
   - Hilton Hotel, College Station
   - Ramada Inn, College Station
   - Holiday Inn, Conroe
   - Corpus Christi Hotel-Airport, Corpus Christi
   - Days Inn, Corpus Christi
   - Hilton - Proposed, Corpus Christi
   - Holiday Inn, Corpus Christi
   - Holiday Inn-Airport, Corpus Christi
   - La Quinta Inn, Corpus Christi - North
   - La Quinta Inn, Corpus Christi - South
   - Allstar Inn, Dallas
   - Ambassador Plaza Hotel, Dallas
   - Arlington Hilton, Dallas
   - Bradford Plaza Hotel, Dallas
   - Bristol Suites, Dallas
   - Convention Center Hotel-Proposed, Dallas
   - Courtyard by Marriott, Dallas
   - Courtyard by Marriott-Northeast, Dallas
   - Courtyard by Marriott-Plano, Dallas
   - Courtyard by Marriott-Stemmons, Dallas
   - Dallas Grand Hotel, Dallas
   - Doubletree Inn, Dallas
   - Embassy Suites, Dallas
   - Fairmont Hotel, Dallas
   - Harvey Hotel, Dallas
   - Hilltop, Dallas
   - Hilton Inn-LBJ, Dallas
   - Hilton-Arlington, Dallas
   - Holiday Inn - North, Dallas
   - Holiday Inn Crowne Plaza, Dallas
   - Holiday Inn-Brook Hollow, Dallas
   - Holiday Inn-South, Dallas
   - Houstonian Hotel, Dallas
   - Howard Johnson-East, Dallas
   - Lexington Hotel Suites, Dallas
   - Loews Anatole Hotel, Dallas
   - Marriott Hotel-Airport, Dallas
   - Marriott-Park Central, Dallas
   - Marriott-Quorum, Dallas
   - Melrose Hotel, Dallas
   - Motel 6, Dallas
   - Omni Melrose Hotel, Dallas
   - Park Plaza, Dallas
   - Propsed Hotel - DFW, Dallas
   - Ramada Inn Convention Center, Dallas
   - Ramada-Market Center, Dallas
   - Registry Hotel, Dallas
   - Residence Inn-Market Center, Dallas
   - Sheraton Grand, Dallas
   - Southland Center Hotel, Dallas
   - Statler Hilton Hotel, Dallas
   - Summit Hotel, Dallas
   - Westin Galleria Hotel, Dallas
   - La Quinta Inn, Dallas - DFW
   - La Quinta Inn, Dallas - North Park
   - La Quinta Inn, Dallas - Plano
   - La Quinta Inn, Dallas - Richardson
   - Allstar Inn, El Paso
   - Hilton Inn-Airport, El Paso
   - La Quinta Hotel-Airport, El Paso
   - Rodeway Inn, El Paso
   - Travelers Inn, El Paso
   - Westin Paso del Norte, El Paso
   - La Quinta Inn, El Paso - Lomaland
   - Allstar Inn, Euless
   - La Quinta Inn, Euless
   - Allstar Inn, Fort Worth
   - Courtyard by Marriott, Fort Worth
   - Days Inn Downtown, Fort Worth
   - Hilton Hotel, Fort Worth
   - Holiday Inn-North, Fort Worth
   - Holiday Inn-South, Fort Worth
   - Lexington Suites Hotel, Fort Worth
   - Metro Center Hotel, Fort Worth
   - Radisson Plaza Hotel, Fort Worth
   - Residence Inn, Fort Worth
   - La Quinta Inn, Fort Worth - East
   - Holiday Inn, Harlingen
   - La Quinta Inn, HI-LA Marque
   - Crowne Plaza-Houston Park, Houston
   - Days Inn, Houston
   - Days Inn-Hobby, Houston
   - Doubletree Hotel, Houston
   - Embassy Suites, Houston
   - Galleria Gardens, Houston
   - Harvest House Hotel, Houston
   - Harvey Hotel Medical Center, Houston
   - Hilton Inn-West, Houston
   - Holiday Inn I-10 East, Houston
   - Holiday Inn-Downtown, Houston
   - Holiday Inn-East, Houston
   - Holiday Inn-Greenway Plaza, Houston
   - Holiday Inn-Hobby, Houston
   - Holiday Inn-Medical Center, Houston
   - Holiday Inn-NASA, Houston
   - Holiday Inn-North, Houston
   - Holiday Inn-Northwest, Houston
   - Holiday Inn-Southwest, Houston
   - Host Hotel International, Houston
   - Hotel Meridien, Houston
   - Hotel-Proposed, Houston
   - Houston House, Houston
   - Houston Medical Center, Houston
   - Houston Park 10 Crowne Plaza, Houston
   - La Quinta Hotel-Astrodome, Houston
   - La Quinta Hotel-Baytown, Houston
   - La Quinta Hotel-CY Fair, Houston
   - La Quinta Hotel-Hobby, Houston
   - La Quinta Inn-Stafford, Houston
   - Lexington Hotel Suites, Houston
   - Marriott Astrodome, Houston
   - Marriott Hotel, Houston
   - Marriott Hotel-Medical Center, Houston
   - Marriott-Airport, Houston
   - Motel 6, Houston
   - Remington, Houston
   - Residence Inn, Houston
   - Rodeway Inn, Houston
   - Rodeway Inn-Hobby, Houston
   - Shamrock Hilton Hotel, Houston
   - Sheraton Hotel, Houston
   - Sheraton Houston House, Houston
   - Sheraton Houston Place Hotel, Houston
   - Sheraton Town and Country, Houston
   - Sofitel, Houston
   - Stouffer Greenway Plaza, Houston
   - Suite Hotel-Proposed, Houston
   - Whitehall, Houston
   - Whitehall Hotel Conversion to HI, Houston
   - La Quinta Inn, Houston  - Sharpstown
   - La Quinta Inn, Houston - East
   - La Quinta Inn, Houston - Loop 1960
   - La Quinta Inn, Houston - Northwest
   - La Quinta Inn, Houston- SW Freeway
   - Holiday Inn, Huntsville
   - Harvey Hotel DFW, Irvine
   - Allstar Inn, Irving
   - Hampton Inn, Irving
   - Hampton Inn-Proposed, Irving
   - Harvey Hotel-D/FW Airport, Irving
   - Holiday Inn-Texas Stadium, Irving
   - Marriott Hotel, Irving
   - Holiday Inn, Kingsville
   - Del Lago Hotel, Lake Conroe
   - Hilton Inn, Laredo
   - La Posada, Laredo
   - Courtyard by Marriott, Las Colinas
   - La Quinta Inn, Longview
   - Hilton Inn, Lubbock
   - Holiday Inn, Lubbock
   - Residence Inn, Lubbock
   - La Quinta Inn, Midland
   - Holiday Inn, New Braunfels
   - All Star Inn, North Richland Hills
   - La Quinta Inn, Odessa
   - Holiday Inn, Orange
   - Holiday Inn, Paris
   - Plano Harvey Hotel, Plano
   - La Quinta Inn, Round Rock
   - Sheraton Inn, San Angelo
   - Coachman Inn-Proposed, San Antonio
   - Courtyard by Marriott-Downtown, San Antonio
   - Courtyard by Marriott-Medical Ctr., San Antonio
   - Crockett Hotel, San Antonio
   - Days Inn, San Antonio
   - Fairfield - North, San Antonio
   - Gunter Hotel, San Antonio
   - Holiday Inn-Airport, San Antonio
   - Holiday Inn-Market Square, San Antonio
   - Holiday Inn-North, San Antonio
   - Holiday Inn-Northwest, San Antonio
   - Holiday Inn-Riverwalk, San Antonio
   - La Quinta Hotel-Ingram, San Antonio
   - La Quinta Hotel-Lackland, San Antonio
   - La Quinta Hotel-Toepperwein, San Antonio
   - Lexington Hotel Suites, San Antonio
   - Marriott Hotel-Proposed, San Antonio
   - Marriott Inn-North, San Antonio
   - Proposed Fairfield Inn, San Antonio
   - La Quinta Inn, San Antonio - Windsor
   - La Quinta Inn, San Antonio - Wurzbach
   - Holiday Inn, San Marcos
   - La Quinta Inn, SAT-Toepperwein
   - Sheraton Hotel, South Padre Island
   - La Quinta Inn, Tyler
   - Sheraton, Tyler
   - Sheraton Inn, Tyler
   - Traveler's Choice Inn, Tyler
   - Hilton Hotel, Waco
   - Gateway Inn, Wichita Falls
   - Hilton Hotel, Wichita Falls

  Utah
   - Mount Holly Ski Resort, Beaver
   - Hotel-Proposed, Brigham City
   - Motel-Proposed, Cedar City
   - Proposed Mayflower Hotel, Deer Valley
   - Stein Eriksen Lodge, Deer Valley
   - Deer Valley Resort, Park City
   - Omni Yarrow, Park City
   - Prospector Square Resort, Park City
   - Yarrow Resort, Park City
   - Seven Peaks Resort and Hotel, Provo
   - Comfort Inn, Salt Lake City
   - Doubletree, Salt Lake City
   - Hilton Hotel-Airport, Salt Lake City
   - Holiday Inn, Salt Lake City
   - Holiday Inn-Salt Palace, Salt Lake City
   - Hotel Utah, Salt Lake City
   - Hotel-Proposed, Salt Lake City
   - La Quinta Inn, Salt Lake City
   - Nendels Inn, Salt Lake City
   - New Grande Hotel, Salt Lake City
   - Red Lion Hotel, Salt Lake City
   - Sheraton Hotel, Salt Lake City
   - Super 8, Salt Lake City
   - University Park Hotel (Desktop Rev), Salt Lake City
   - Ramada Inn-Proposed, Sandy

  Vermont
   - Ramada Inn, Bennington
   - Bolton Valley Corporation, Bolton Valley
   - Quality Inn, Brattleboro
   - Radisson Hotel, Burlington
   - Smugglers Notch, Cambridge
   - Inn-Proposed, Essex
   - Cascade Lodge, Killington
   - Inn of the Six Mountains, Killington
   - Mountain Inn, Killington
   - Equinox Hotel, Manchester
   - Howard Johnson Inn, Rutland
   - Quality Inn, Stowe
   - Conference Center-Proposed, Stratton Mountain
   - Sugarbush Inn, Sugarbush
   - Susse Chalet, Williston

  Virginia
   - Comfort Inn, Abingdon
   - Best Western, Alexandria
   - Comfort Inn, Alexandria
   - Compri Hotel-Proposed, Alexandria
   - Embassy Suites, Alexandria
   - Howard Johnson, Alexandria
   - Marriott Suites, Alexandria
   - Ramada Inn, Alexandria
   - Best Western, Arlington
   - Gateway Marriott, Arlington
   - Hyatt Arlington Hotel, Arlington
   - Hyatt Regency, Arlington
   - Key Bridge Marriott, Arlington
   - Marriott Hotel, Arlington
   - Sheraton Crystal City Hotel, Arlington
   - Sheraton National Hotel, Arlington
   - Stouffer Concourse Hotel, Arlington
   - Mountain Lake Hotel, Blacksburg
   - Holiday Inn, Bristol
   - Howard Johnson, Bristol
   - Days Inn, Carmel Church
   - Westfields International, Chantilly
   - Boar's Head Inn, Charlottesville
   - Cavalier Inn, Charlottesville
   - Courtyard by Marriott, Charlottesville
   - Hilton-University, Charlottesville
   - Holiday Inn-North, Charlottesville
   - Omni Charlottesville, Charlottesville
   - Radisson-Proposed, Charlottesville
   - Super 8, Charlottesville
   - Days Inn, Chester
   - Howard Johnson, Chester
   - Days Inn, Colonial Heights
   - Holiday Inn, Covington
   - Embassy Suites, Crystal City
   - Holiday Inn Crowne Plaza, Crystal City
   - Hyatt Hotel, Crystal City
   - Marriott Crystal Gateway Hotel, Crystal City
   - Comfort Inn-Proposed, Dahlgren
   - Days Inn, Emporia
   - Courtyard by Marriott, Fairfax
   - Embassy Suites, Fairfax
   - Neighborhood Suites-Proposed, Fairfax
   - Hampton Inn-Proposed, Fairfax City
   - Westfields International, Fairfax County
   - Marriott Hotel, Fairview
   - Econo Lodge, Farmingville
   - Comfort Inn-Proposed, Farmville
   - Comfort Inn, Frederick County
   - Motel 6, Fredericksburg
   - Courtyard by Marriott, Hampton
   - Days Inn, Hampton
   - Fairfield Inn, Hampton
   - Courtyard by Marriott, Herndon
   - Embassy Suites Hotel, Herndon
   - Ramada Renaissance and Health Club, Herndon
   - Residence Inn-Proposed, Herndon
   - Worldgate Marriott Hotel, Herndon
   - Hotel-Proposed, Hopewell
   - Keswick Inn, Keswick
   - Holiday Inn, Lexington
   - Radisson Hotel, Lynchburg
   - Courtyard by Marriott, Manassas
   - Holiday Inn, Marion
   - Hilton, McLean
   - Days Inn, Norfolk
   - Marriott Waterside Hotel, Norfolk
   - Omni Hotel, Norfolk
   - Waterfront Hotel - Proposed, Norfolk
   - 135-Suite Hotel-Proposed, Portsmouth
   - Waterfront Suite Hotel-Proposed, Portsmouth
   - Comfort Inn, Princeton
   - Comfort Inn, Pulaski County
   - Embassy Suites Hotel, Reston
   - Hyatt Hotel, Reston
   - Best Western Kings Quarters, Richmond
   - Courtyard by Marriott, Richmond
   - Embassy Suites Hotel, Richmond
   - Hampton Inn, Richmond
   - Holiday Inn, Richmond
   - Howard Johnson Lodge, Richmond
   - Hyatt House Hotel, Richmond
   - La Quinta Hotel, Richmond
   - Marriott Hotel, Richmond
   - Omni Richmond, Richmond
   - Radisson Hotel, Richmond
   - Ramada Renaissance Hotel, Richmond
   - Residence Inn, Richmond
   - Days Inn, Richmond (Broad)
   - Days Inn, Richmond (Byrd)
   - Holiday Inn, Roanoke
   - Holiday Inn - Airport, Roanoke
   - Holiday Inn - Civic Center, Roanoke
   - Holiday Inn - South, Roanoke
   - Hotel Roanoke, Roanoke
   - Howard Johnson, Roanoke
   - Marriott - Roanoke Airport, Roanoke
   - Marriott Hotel, Roanoke
   - Holiday Inn, Salem
   - Super 8, South Hill
   - Days Inn, Springfield
   - Hilton, Springfield
   - Holiday Inn, Staunton
   - Stonewall Jackson Hotel, Staunton
   - Hampton Inn - Proposed, Tyson's Corner
   - Embassy Suites, Tysons Corner
   - Marriott Hotel, Tysons Corner
   - Residence Inn, Tysons Corner
   - Ritz Carlton-Proposed, Tysons Corner
   - Courtyard by Marriott, Virginia Beach
   - Courtyard by Marriott-Lynnhaven, Virginia Beach
   - Fairfield Inn, Virginia Beach
   - Hotel-Proposed, Virginia Beach
   - Pavilion Tower Hotel, Virginia Beach
   - Ramada Inn - Oceanside, Virginia Beach
   - International Conference Center, Westfields
   - Howard Johnson, Wheeling
   - Fort Magruder Inn, Williamsburg
   - Governor's Inn, Williamsburg
   - Holiday Inn-East, Williamsburg
   - Holiday Inn-West, Williamsburg
   - Royce Hotel, Williamsburg
   - Williamsburg Hilton, Williamsburg
   - Best Western-Proposed, Wytheville

  Washington
   - Bellevue Thunderbird Motor Inn, Bellevue
   - Embassy Suites, Bellevue
   - Hampton Inn, Bellevue
   - La Quinta, Bellevue
   - Residence Inn Seattle-East, Bellevue
   - Ramada Inn, Bothell
   - Rattling Spring Hotel, Harpers Ferry
   - Motel 6, Issaquah
   - AmeriSuite, Kent
   - Homecourt Suite Hotel, Kent
   - Embassy Suite, Lynnwood
   - Residence Inn-Seattle North, Lynnwood
   - Red Lion Inn at Pasco, Pasco
   - Redmond Motel, Redmond
   - Hampton Inn, Sea Tac
   - Holiday Inn Airport, Sea Tac
   - Thunderbird Inn, Sea Tac
   - Alexis Hotel, Seattle
   - Courtyard by Marriott-South Center, Seattle
   - Doubletree Inn at South Center, Seattle
   - Doubletree Plaza, Seattle
   - Hampton Inn-Airport, Seattle
   - Holiday Inn Crowne Plaza, Seattle
   - Holiday Inn-Sea Tac, Seattle
   - La Quinta, Seattle
   - Lake Union Residence Inn, Seattle
   - Marriott Hotel-Airport, Seattle
   - Marriott Sea-Tac Hotel, Seattle
   - Plaza Park Suites, Seattle
   - Ramada Inn-Airport, Seattle
   - Red Lion, Seattle
   - Stouffer Madison Hotel, Seattle
   - Travelodge-Proposed, Seattle
   - Westin Hotel, Seattle
   - Courtyard by Marriott, Spokane
   - Gateway Hotel, Spokane
   - Holiday Inn-West, Spokane
   - Red Lion Inn, Spokane
   - Super 8, Spokane
   - Hilton-Village Green, Tacoma
   - Hotel-Proposed, Tacoma
   - Park Shore Inn, Tacoma
   - Tacoma Sheraton Hotel, Tacoma
   - Embassy Suites Hotel, Tukwila
   - Hampton Inn, Tukwila
   - Residence Inn-Seattle South, Tukwila
   - Red Lion Quay, Vancouver
   - Residence Inn-Portland North, Vancouver
   - Super 8, Wenatchee
   - Thunderbird Motor Inn, Yakima

  West Virginia
   - Comfort Inn-Proposed, Charleston
   - Holiday Inn, Clarksburg
   - Holiday Inn, Fairmont
   - Hotel-Proposed, Harpers Ferry
   - Holiday Inn, Huntington
   - Comfort Inn-Proposed, Morgantown
   - Holiday Inn, Morgantown
   - Motel-Proposed, Morgantown
   - Comfort Inn, Princeton
   - Motel-Proposed, Princeton
   - Hotel-Proposed, Wheeling
   - Howard Johnson, Wheeling

  Wisconsin
   - Super 8, Ashland
   - Holiday Inn, Beloit
   - Embassy Suites Hotel-Proposed, Brookfield
   - Marriott-Milwaukee, Brookfield
   - Holiday Inn, Eau Claire
   - Residence Inn, Glendale
   - Granada Royale-Proposed, Green Bay
   - Holiday Inn-Downtown, Green Bay
   - Residence Inn-Proposed, Green Bay
   - Super 8, Janesville
   - Super 8, Kenosha
   - Playboy Resort, Lake Geneva
   - Concourse Hotel, Madison
   - Fairfield Inn, Madison
   - Hampton Inn - East, Madison
   - Hampton Inn - West, Madison
   - Compri Hotel-Proposed, Milwaukee
   - Embassy Suite, Milwaukee
   - Fairfield Inn, Milwaukee
   - Holiday Inn-Airport, Milwaukee
   - Holiday Inn-West, Milwaukee
   - Hotel and Conv. Ctr. East-Proposed, Milwaukee
   - Hyatt Regency, Milwaukee
   - Marc Plaza, Milwaukee
   - Marriott Inn, Milwaukee
   - Omni Suite Hotel-Proposed, Milwaukee
   - Super 8-Airport, Milwaukee
   - Olympia Village Resort, Oconomowoc
   - Scotsland Resort, Oconomowoc
   - Sheraton, Racine
   - Claridge Motor Inn, Rhinelander
   - Super 8, Waukesha
   - Holiday Inn, Wausau
   - Mead Inn, Wisconsin Rapids

  Wyoming
   - Days Inn, Casper
   - Flying L. Skytel, Cody
   - Super 8, Cody
   - Snow King Resort, Jackson
   - Super 8, Jackson
   - Wort Hotel, Jackson
   - Development-Proposed, Jackson Hole
   - Colter Bay Village, Moran
   - Jackson Lake Lodge, Moran
   - Jenny Lake Lodge, Moran
   - Best Western-Bel Air, Rawlins
   - Bridger Inn, Rawlins
   - La Quinta Inn, Rock Springs

  Western Europe

  Belgium
   - Oostkamp Hotel, Bruges
   - Proposed Residence Inn, Brussels
   - SAS Royal Hotel, Brussels

  Denmark
   - Proposed Hotel, Copenhagen

  France
   - The Miramar, Biarritz
   - Chateau D'arc en Barroi, Haute-Marne
   - Le Grand, Paris
   - Royal Monceau, Paris

  Germany
   - Cumberland House, Berlin
   - Munchen Penta Hotel, Munchen

  Holland
   - Carlton - Cannes & Amstel, Amsterdam
   - The Pulitzer Hotel, Amsterdam

  Spain
   - Le Meridien, Barcelona
   - Princess Sophia, Barcelona
   - Hotel Los Monteros, Marbella
   - Incosol Spa & Hotel, Marbella
   - Proposed Hyatt Resort, Marbella

  United Kingdom
   - Copthorne Hotel, Aberdeen
   - Copthorne Hotel, Birmingham
   - Hyatt Regency, Birmingham
   - Holiday Inn, Cambridge
   - Copthorne Hotel, Cardiff
   - Great Eastern Hotel, England
   - Copthorne Hotel, Glasgow
   - Hanbury Manor Hotel, Hertfordshire
   - 47 Park Street, London
   - Bailey's Hotel, London
   - Basil Street Hotel, London
   - Basil Street Hotel, Knightsbridge, London
   - Britannic Tower, London
   - Chelsea Hotel, London
   - Chesterfield Hotel, London
   - Chesterfield Hotel, Mayfair, London
   - Copthorne Hotels, London
   - Copthorne Tara Hotel, London
   - Dorchester Mayfair, London
   - Executive Hotel, London
   - Marriott Hotel, London
   - May Fair, London
   - Plaza Hotel, London
   - Proposed Hotel Conversion, London
   - Proposed Hotel-The City, London
   - Regent Hotel, London
   - Regent London Hotel, London
   - Sheraton Belgravia, London
   - Sheraton Park Tower, London
   - St. James Court Hotel, London
   - The Executive Hotel, London
   - Windsor Hotel, London
   - Copthorne Hotel, Manchester
   - Copthorne Hotel, Newcastle
   - Copthorne Hotel, Slough/Windsor
   - Swallow Hotel, Stockton
   - Copthorne Hotel-Effingham Park, Sussex
   - Copthorne Hotel-Gatwick, Sussex

  Middle East and North Africa

  Egypt
   - Sheraton Anni Cruise Ship,
   - Sheraton Aton Cruise Ship,
   - Sheraton Hotp Cruise Ship,
   - Sheraton Tut Cruise ship,
   - Aswan Oberol Hotel, Aswan
   - Cairo Sheraton Hotel, Cairo
   - Hotel - Proposed, Cairo
   - Lido Hotel, Cairo
   - Meridien Hotel, Cairo
   - Novotel Cairo Airport, Heliopolis, Cairo
   - Proposed Resort Complex, Hurghada
   - Luxor Sheraton Hotel, Luxor
   - Proposed Hotel, Luxor
   - Fayrouz Village Hotel, Sharm El Sheikh, Sinai
   - Coral Village Hotel, Nuweiba, Sinai
   - Hotel - Proposed, Dahab, Sinai
   - Hotel - Proposed, St. Catherine, Sinai

  Greece
   - Athens Hilton & Proposed Hotel, Athens
   - Caravel Hotel, Athens
   - Proposed Sargani Hotel & Bungalows, Halkidiki
   - Rhodes Hotel  -Proposed, Rhodes

  Israel
   - Proposed Inter-Continental Hotel, Tel Aviv

  Lebanon
   - Hotel Market Review, Beruit

  Morocco
   - El Minzah Hotel, Tangier

  Nigeria
   - Proposed Sheraton Hotel, Port Harcourt

  Saudi Arabia
   - Proposed Jeddah Corniche Project, Jeddah

  Tunisia
   - Proposed Hotel, Hammamet

  Turkey
   - Hotel Conrad, Istanbul

  Latin America and the Caribbean

  Bahamas
   - Eleuthera Joint Venture, Eleuthera
   - Cape Eleuthera Island Hotel, Eleuthera Island
   - Eleuthera Joint Venture, Eleuthra
   - The Montague, Nassau
   - Paradise Island Hotel, Paradise Island
   - Resorts Int'l Hotel and Casino, Paradise Island

  Belize
   - Journey's End Caribbean Club, Abergris Caye

  Bermuda
   - Sonesta Hotel, Bermuda

  Brazil
   - Quatro Rodas Hotel, Recife

  Colombia
   - Charleston Hotel - Proposed, Barranquilla
   - Bella Suiza Hotel, Bogota
   - Hotel & Convention Center -Proposed, Cali
   - Cartagena Hilton, Cartagena
   - El Faro de Cartagena Resort Propose, Cartagena
   - Proposed Indian Sea and Sun Resort, Cartagena
   - Hotel De Isleno, San Andres Isla
   - Santamar Hotel, Santa Marta

  Curacao
   - Ramada Renaissance Hotel and Casino,

  Honduras
   - Inn Of The Sun, Guanaja

  Jamaica
   - Holiday Inn-Rose Hall, Montego Bay
   - Americana Eden II, Ocho Rios

  Mexico
   - Posadas de Mexico Hotels,
   - Americana Condesa Del Mar, Acapulco
   - Americana El Presidente Hotel, Acapulco
   - Resort-Proposed, Cabo San Lucas
   - Palacio Del Margus, Chiconcuac
   - Omni Hotel, Ixtapa
   - Fiesta Inn-Proposed, Leon
   - Karmina Place, Manzanillo
   - Hotel - Proposed, Mexico City
   - La Jolla de Mismaloya, Puerta Vallarta

  Netherland Antilles
   - Divi Divi Beach Resort, Aruba
   - Divi Tamarijn Beach Resort, Aruba
   - Golden Anchor, Bonaire
   - Resort Hotel-Proposed, Bonaire
   - Ramada Renaissance Hotel and Casino, Curacao
   - Cupecoy Beach Club Hotel, St. Maarten
   - Dawn Beach Hotel, St. Maarten
   - Dawn Beach Resort, St. Maarten
   - Mullet Bay Resort, St. Maarten
   - Oyster Pond Hotel, St. Maarten

  Puerto Rico
   - Hyatt Dorado Beach Hotel, Dorado
   - Hyatt Regency Cerromar Hotel, Dorado
   - Hotel - Proposed, Fajardo
   - Hotel Puerto Rico, Fajardo
   - Westin Resort-Proposed, Palmer
   - Marriott Resort & Casino-Proposed, Puerto Rico
   - Carib Inn, San Juan
   - Dupont Plaza, San Juan
   - El San Juan Hotel and Casino, San Juan
   - Howard Johnson Hotel, San Juan
   - Marriott - Proposed, San Juan
   - Marriott Update - Proposed, San Juan
   - Sands Hotel and Casino, San Juan

  Virgin Islands
   - Caneel Bay, St. Croix
   - Carambola Beach Resort, St. Croix
   - Hotel - Proposed, St. Croix
   - St. Croix Development, St. Croix
   - Caneel Bay, St. John
   - Pineapple Beach Hotel, St. Thomas
   - Sugar Bay Plantation, St. Thomas
   - Virgin Grand Hotel, St. Thomas
   - Virgin Isle Hotel, St. Thomas
   - Little Dix Bay, Virgin Borda

  Eastern Europe

  Croatia
   - Two Hotels, Dubrovnik

  Czech Republic
   - Voronesh Hotel Complex, Brno
   - Proposed Four Seasons Hotel, Prague

  Hungary
   - Proposed Resort Hotel, Babolna
   - Duna Inter-Continental, Budapest

  Latvia
   - Daugava Hotel-Proposed, Riga
   - Proposed Hotel, Riga

  Poland
   - Holiday Inn, Krakow
   - Marriott Hotel - Proposed, Poznan
   - Proposed Hotel, Poznan
   - Radisson Hotel, Szczecin
   - Bristol Hotel, Warsaw
   - Holiday Inn, Warsaw
   - Orbis Joint Venture, Warsaw
   - Proposed Hotel, Warsaw
   - Sheraton Hotel - Proposed, Warsaw
   - Zakopane Resort Complex, Zakopane

  Russia
   - Kamiennyi Most Hotel & Business, Moscow
   - Savoy Hotel, Moscow

  Asia

  Korea
   - Ultrapolis 3000, Seoul

  Malaysia
   - UP 3000 Hotel-Proposed, Selangor

  Singapore
   - Resort Hotels - Proposed,
   - Ultrapolis 3000, Singapore

  West Indies
   - Proposed Blue Lagoon Resort, St. Martin

Hospitality Valuation Services                                 Mineola, New York
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     HVS
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International
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================================================================================
Hospitality Valuation Services

Industry Leader

Hospitality Valuation Services (HVS) was created in 1980 to satisfy the ever-increasing demand for reliable and well-documented hotel/motel valuations, market studies, and feasibility reports. As the nation's leading real estate appraisal organization devoted exclusively to lodging properties, HVS offers owners, investors, and lenders in-depth valuation and market research expertise.

Our professional staff, operating on a worldwide basis with offices in New York, San Francisco, Miami, Boulder, Vancouver, and London, has appraised more than 4,000 hotels and motels in every state and over 32 foreign countries. Each member of Hospitality Valuation Services is well versed in lodging operations. Most have college degrees in hotel administration as well as actual on-the-job hotel experience. Coupled with intense training in real estate appraisal theory and techniques, we are highly qualified to handle the unique characteristics of hostelry valuations.

Excellence Through Specialization

An important feature of our valuation and feasibility services is specialization. Daily exposure on a global basis to a wide variety of hotel transactions and operating statistics, along with actual buyers and sellers, provides the data to thoroughly document our reports.

HVS maintains the industry's largest database of hotel valuation information:

      o     Data on over 4,000 hotel transactions;

      o     Over 3,500 actual financial statements;

      o Thousands of management contracts, franchise agreements, mortgages, leases, and other similar documents;

      o     Personal contacts at every major hotel company;

      o Names and addresses of over 10,000 hotel owners, investors, lenders, and operators.

Hospitality Valuation Services                                 Mineola, New York
--------------------------------------------------------------------------------

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     HVS
-------------
International
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Innovative research in hotel valuation techniques is set forth in the textbooks we authored for the Appraisal Institute, entitled The Computerized Income Approach to Hotel/Motel Market Studies and Valuations and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations. These publications, along with more than 300 articles, are recognized as the authoritative standard for valuing lodging facilities and performing market feasibility studies. In addition, we have developed Hospitality Valuation Software, a computerized package that assists appraisers and consultants in evaluating market trends and preparing financial forecasts.

Full-Service Hotel Consulting

With a reputation established by providing highly detailed hotel valuations that are accepted and relied upon by virtually every major hotel owner, lender, and operator, HVS has branched out to offer a full range of consulting services.

      o HVS Consulting Services: Valuations, market feasibility studies, economic studies, management contract and franchise negotiations, development assistance, and expert testimony.

      o HVS Executive Search: Recruitment and placement of top-level hotel management personnel.

      o HVS Eco Services: Environmental audits and assistance in implementing programs including water and energy management, recycling, and green product selection. Provides ECOTEL certifications to environmentally sensitive hotels.

      o HVS Gaming Services: Specialized market, valuation, and consulting services for casinos and other types of gaming activities.

      o     HEI Hotels: Hotel ownership and management.

Long-Term Relationship

Hospitality Valuation Services is in business for the long-term. We are dedicated to providing our clients with the highest quality consulting services. Should you require assistance in any areas covered by our expertise, please contact any member of our team at (516) 248-8828.

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

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                                 ----------------------------
                                 Economic Study and Appraisal
                                 ----------------------------
                                 Howard Johnson Westbury
                                 ----------------------------
                                 Jericho, New York
                                 ----------------------------

Prepared by:

Hospitality Valuation Services
Division of Hotel Consulting Services, Inc.
372 Willis Avenue
Mineola, New York 11501
516-248-8828

Submitted to:

Mr. Shirish Godbole
Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, New York 10036

                       [Letterhead of HVS International]

                                November 5, 1996

Mr. Shirish Godbole
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, New York 10036

                                    Re:  Howard Johnson Westbury
                                         Jericho, New York
                                         Reference #9610281

Dear Mr. Godbole:

Pursuant to your request, we herewith submit our economic study and appraisal pertaining to the above-captioned property. We have inspected the site and facilities and analyzed the hostelry market conditions in the central Nassau County area. Our report was prepared in accordance with, and is subject to, the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) and the Uniform Standards of Professional Appraisal Practice (USPAP), as provided by the Appraisal Institute.

Based on the available data, our analysis, and our experience in the hotel industry, it is our opinion that the market value of the fee simple (subject to an overlease) interest in the subject property described in this report, as of January 1, 1997, is:

                                   $3,800,000
                  THREE MILLION EIGHT HUNDRED THOUSAND DOLLARS

We hereby certify that we have no undisclosed interest in the property, and our employment and compensation are not contingent upon our findings and valuation. The economic study and appraisal is made part hereof, and must remain attached in order for the value opinion set forth to be considered valid. This study is subject to the comments made throughout this report and to all assumptions and limiting conditions set forth herein.

                           Very truly yours,
                           HOSPITALITY VALUATION SERVICES
                           A Division of Hotel Consulting Services, Inc.

                           /s/ Sean A. Hehir
                           Sean A. Hehir
                           Consulting and Valuation Analyst

                           /s/ Anne R. Lloyd-Jones, CRE
                           Anne R. Lloyd-Jones, CRE
                           Senior Vice President

                           /s/ Stephen Rushmore, CRE, MAI, CHA
                           Stephen Rushmore, CRE, MAI, CHA
                           President

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Table of Contents

1. Executive Summary ......................................................   1
2. Nature of the Assignment ...............................................   3
3. Description of the Land, Improvements, Zoning, Taxes, and Neighborhood .   7
4. Market Area Analysis ...................................................   22
5. Overview of External Forces Affecting the U.S. Lodging Industry ........   38
6. Lodging Market Supply and Demand Analysis ..............................   54
7. Projection of Occupancy and Average Rate ...............................   69
8. Highest and Best Use ...................................................   85
9. Approaches to Value ....................................................   87
10. Income Capitalization Approach ........................................   90
11. Sales Comparison Approach .............................................  126
12. Cost Approach .........................................................  134
13. Reconciliation of Value Indications ...................................  141
14. Statement of Assumptions and Limiting Conditions ......................  145
15. Certification .........................................................  148

      Addenda

            Photographs of the Subject Property
            Photographs of the Competition
            Legal Description
            Synopsis of Hotel Management Agreement
            Synopsis of Overlease Agreement
            Explanation of the Simultaneous Valuation Formula

      Qualifications

            Sean A. Hehir
            Anne R. Lloyd-Jones, CRE
            Stephen Rushmore, CRE, MAI, CHA

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1. Executive Summary

Property:                              Howard Johnson Westbury
Location:                              120 Jericho Turnpike
                                       Jericho, New York  11753
Date of Inspection:                    October 15, 1996
Interest Appraised:                    Fee simple, subject to an overlease
Date of Value:                         January 1, 1997

Land Description
Area:                                  +/-1.68 acres, or +/-73,180 square feet
Zoning:                                Zoning F - Neighborhood Business District
Assessor's Parcel Number:              Section 17-Block 16-Lot 47

Improvements Description
Age:                                   Constructed in 1967
Property Type:                         Limited-service
Guestrooms:                            80
Number of Stories:                     Two stories
Food and Beverage Facilities:          None
Meeting Space:                         One room, +/-800 square feet
Parking:                               100 spaces (around the perimeter of the
                                       building)

Summary of Value Parameters
Highest and Best Use (as if vacant):   Transient lodging facility
Highest and Best Use (as improved):    Transient lodging facility
Marketing Period:                      Six to nine months
Number of Years to Stabilize:          Two
Stabilized Year:                       1998

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Valuation Assumptions
Mortgage Interest Rate:                   9.5%
Amortization Period:                      20 years
Debt Service Constant:                    0.111856
Loan-to-Value Ratio:                      70%
Stabilized Inflation Rate:                3.5%
Equity Yield Rate:                        22%
Terminal Capitalization Rate:             11%
Brokerage and Legal Fees:                 3%
Holding Period:                           10 years
Calculated Discount Rate:                 14.38%

Estimates of Value
Income Capitalization Approach:           $3,700,000
Sales Comparison Approach:                $2,700,000 to $4,400,000
Cost Approach (Replacement Cost):         $4,600,000
Market Value Conclusion:                  $3,800,000
Market Value Conclusion per Room:         $47,500

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2. Nature of the Assignment

Subject of the Economic Study and Appraisal

The subject of the economic study and appraisal is the fee simple (subject to an overlease) interest in a +/-73,180-square-foot (+/-1.68-acre) parcel improved with an 80-room, limited-service lodging facility known as the Howard Johnson Westbury, which opened in 1967. In addition to guestrooms, the subject property contains a lobby, an outdoor swimming pool, approximately 800 square feet of meeting space, and all other facilities and amenities typical of a limited-service hotel. The property is located off Exit 40W of the Long Island Expressway, at the southwest corner of the intersection formed by the southern service road of the Long Island Expressway and Jericho Turnpike. Municipal jurisdictions governing the property include the Village of Jericho, the Town of Oyster Bay, the County of Nassau, and the State of New York. Although the subject property carries a Westbury name, it is actually located in Jericho. The Westbury name is used in an attempt to capitalize on perceived marketing benefits associated with this location. The hotel's civic address is 120 Jericho Turnpike, Jericho, New York, 11753.

Objective of the Economic Study and Appraisal

The objective of the economic study and appraisal is to evaluate the supply and demand factors affecting the market for transient accommodations in the central Nassau County area for the purpose of estimating the market value of the subject property.

Market value is defined by the Office of the Comptroller of the Currency (OCC), 12 CFR, Part 34, as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.

      Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

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      1.    buyer and seller are typically motivated;

      2. both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    a reasonable time is allowed for exposure in the open market;

      4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

Use of the Appraisal

This appraisal is being prepared for use by Morgan Stanley Mortgage Capital, Inc. in connection with its proposed financing of a package of 17 hotels, including the subject property, which are owned by Ashford Financial Corporation or related entities. The information presented in this report should not be disseminated to the public or third parties without the express written consent of Hospitality Valuation Services.

Scope of the Appraisal

All information was collected and analyzed by the staff of Hospitality Valuation Services. Data such as historical operating statements, site plans, floor plans, and so forth were supplied by Ashford Financial Corporation. Unless noted otherwise, we have inspected the competitive lodging facilities and analyzed the sales summarized in this report, and our value conclusion is based on this investigation and analysis.

Property Rights Appraised

The property rights appraised are the fee simple ownership of the land and improvements, including the furniture, fixtures, and equipment. The fee simple interest is defined as "absolute ownership unencumbered by any other interest or estate subject only to the four powers of government."(2) The subject property is appraised as a going concern (i.e., an open and operating facility). It must be noted that the subject property is encumbered with an overlease, where the current owner of the fee simple interest also holds the sublease position of the property; a separate entity holds the sandwich lease position. Details of this lease, which is referred to as an overlease, are included as an addendum to this report.

(1)   Federal Register, Vol. 55, No. 165, August 24, 1990, p. 34696.

(2) The Dictionary of Real Estate Appraisal - Second Edition, American Institute of Real Estate Appraisers, Chicago, IL, 1989, p. 120.

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Method of Study

The methodology used to develop this economic study and appraisal is based on the market research and valuation techniques set forth in the textbooks authored by HVS International for the American Institute of Real Estate Appraisers and the Appraisal Institute, entitled The Valuation of Hotels and Motels,(3) Hotels, Motels and Restaurants: Valuations and Market Studies,(4) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations,(5) and Hotels and
Motels: A Guide to Market Analysis, Investment Analysis, and Valuations.(6)

The appraisal will consider the three standard approaches to value: income capitalization, sales comparison, and cost. Because lodging facilities are income-producing properties that are normally bought and sold on the basis of capitalization of their anticipated stabilized earning power, the greatest weight is given to the value indicated by the income capitalization approach. We find that most hotel investors employ a similar procedure in formulating their purchase decisions, and thus the income capitalization approach most closely reflects the rationale of typical buyers. When appropriate, the sales comparison and cost approaches are used to test the reasonableness of the results indicated by the income capitalization approach.

Ownership, Franchise, and Management History and Assumptions

A photocopy of the subject property's legal description, which was provided by Ashford Financial Corporation, is presented as an addendum to this report; the appraisers assume no responsibility regarding the accuracy of this legal description.

According to records maintained at the Nassau County Tax Assessor's office, the subject property was previously owned from the mid-1980s by Northeast Hotel Associates. On May 12, 1994, Westbury New York Hotel Limited Partnership (formed by Ashford Financial Corporation) acquired the fee simple interest in the subject property from Northeast Hotel Associates for a reported price of $2,785,641. In addition to the fee simple ownership, Westbury New York Hotel Limited Partnership also assumed the

(3) The Valuation of Hotels and Motels, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1978.

(4) Hotels, Motels and Restaurants: Valuations and Market Studies, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1983.

(5) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1990.

(6) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992.

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sublease position of Northeast Hotel Associates with Jacob Goldfarb and Malka R. Goldfarb. The sublease arrangement stipulates that Westbury New York Hotel Limited Partnership must pay an annual sublease fee of $51,400, payable in monthly installments, to Jacob Goldfarb and Malka R. Goldfarb through November of 2014.

The subject property is operated under a franchise agreement with Howard Johnson; this agreement expires on May 12, 2009. Additionally, the hotel is subject to a management agreement with Remington Hotel Company; an abstract of this contract is presented as an addendum to this report.

Marketing Period

In light of the renewed interest in hotel investments and the increasing availability of debt and equity capital, we believe that it will take six to nine months to sell the subject property assuming it is placed on the market at the concluded value.

Effective Date of the Appraisal

The effective date of the appraisal is January 1, 1997. All projections are expressed in inflated dollars, and the value estimate represents 1997 dollars.

Date of Inspection

The subject property was inspected by Sean A. Hehir on October 15, 1996.

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3. Description of the Land, Improvements, Zoning, Taxes, and Neighborhood

LAND

The suitability of the land for the operation of a lodging facility is an important consideration affecting the economic viability of a property and its overall value. Factors such as size, topography, access, visibility, and the availability of utilities have a direct impact on the desirability of a particular site.

Size and Topography

The subject site is located off Exit 40W of the Long Island Expressway, at the southwest corner of the intersection formed by the southern service road of the Long Island Expressway and Jericho Turnpike. Municipal jurisdictions governing the property include the Village of Jericho, the Town of Oyster Bay, the County of Nassau, and the State of New York.

According to the subject property's 1995/96 real estate tax bill and representatives of the Nassau County Tax Assessor's Office, the subject parcel measures approximately 1.68 acres, or +/-73,180 square feet and is generally triangular in shape. Jericho Turnpike extends in an east/west direction along the subject property's southern border. The eastbound southern service road of the Long Island Expressway extends in a southeast/northwest direction along the property's northeast border. Parking facilities, a gas station, and an International House of Pancakes (IHOP) restaurant are situated along the subject property's western periphery. Primary vehicular access to the property is provided by both the southern service road of the Long Island Expressway and Jericho Turnpike.

Topographically, the subject parcel and the surrounding area slope downward slightly from west to east, and the size and topography of the subject parcel appear well suited for its current use. The site appears to be fully developed, with no excess land for expansion.

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Easements

The appraisers were not provided with any information concerning easements affecting the subject property. For the purposes of this appraisal, we have assumed that the property is not encumbered by any unusual or onerous easements that would affect its use or marketability.

Regional Access

It is important to analyze a lodging facility's ease of access with respect to regional and local transportation routes and demand generators. The subject site is readily accessible to a variety of local, county, state, and interstate highways. Long Island's highway system is highly developed, placing the subject property within close driving distance of most western Suffolk County and Nassau County destinations via the Long Island Expressway (I-495), Northern State Parkway, Southern State Parkway, and Jericho Turnpike (State Route 25). Of these roadways, the Long Island Expressway is the only one that extends almost the entire length of the island. The following description of the area's major roadways demonstrates that it is well serviced by a variety of vehicular routes.

The Long Island Expressway (I-495) is a major east/west interstate thoroughfare that connects Long Island with New York City and beyond. This expressway is paralleled by two-lane service roads on its northern and southern sides throughout most of Queens and Nassau Counties; the service roads are only partially constructed in Suffolk County. The availability of a service road in the vicinity of the subject property affords the site improved access, and thus represents a locational advantage.

Northern State Parkway is a six-lane, limited-access route. This highway originates at Veterans Memorial Highway (State Route 454) in Suffolk County and continues westward through western Suffolk County and Nassau County. Northern State Parkway becomes the Grand Central Parkway at the Nassau/Queens border and terminates at the Triborough Bridge, which provides access to Manhattan and Interstate 95. From the subject property, motorists can reach the Northern State Parkway via local thoroughfares, including Brush Hollow Road, which intersects the parkway approximately one mile south of the hotel.

Southern State Parkway is a six-lane, limited-access highway that provides east/west transportation along the southern shore of Long Island. The route originates in East Islip and extends west to the Nassau/Queens border, where it intersects the Cross Island Parkway (which provides access to the Long Island Expressway and Grand Central Parkway) and the Belt Parkway (which provides access to John F. Kennedy International Airport and

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Brooklyn). Southern State Parkway intersects Meadowbrook Parkway approximately five miles southwest of the subject property.

With the exception of the Cross Island Parkway in Queens County, the Meadowbrook is the westernmost north/south parkway on Long Island, and links the major east/west arteries. This route originates at Jones Beach State Park and continues north to the Northern State Parkway. Access to the subject property from the Meadowbrook Parkway can be accomplished via the Northern State Parkway, and thence from Jericho Turnpike.

Jericho Turnpike (Route 25) is a major east/west New York State thoroughfare improved with a variety of commercial uses. The subject property is located at the juncture of the Long Island Expressway and Jericho Turnpike. Other roads that converge at this juncture include Brush Hollow Road and Cantiague Rock Road. Overall, regional access to the Howard Johnson Westbury is considered to be very good.

Local Access and Visibility

Local access to the subject property is provided by both Jericho Turnpike and the southern service road of the Long Island Expressway. Eastbound motorists traveling on the Long Island Expressway use Exit 40W, follow the southern service road for a short distance, and make a right turn into the subject property. Westbound travelers also use Exit 40W, loop around the interchange, and proceed directly onto Jericho Turnpike, making a right turn into the subject property.

Access to the subject hotel from Jericho Turnpike is convenient. Westbound travelers make a right turn at the subject property, shortly after passing under the interchange of the Long Island Expressway. A turnpike divider prevents direct access to the subject property for eastbound motorists; guests must travel past the subject property and execute a U-turn, arriving at the hotel from the other direction. However, the subject property is considered to have good access, as a result of its frontage on two major roadways.

In the vicinity of the subject property, Brush Hollow Road intersects with Jericho Turnpike just southeast of the site. At roughly the same location, Brush Hollow Road and Jericho Turnpike intersect with Cantiague Rock Road. Brush Hollow Road leads to the Westbury Music Fair, which is located approximately one mile southwest of the subject property, and to the Northern State Parkway. Cantiague Rock Road leads to Cantiague Park.

The subject property is not very visible from the Long Island Expressway; the hotel's signage can only be seen once you are almost parallel with the

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subject property, thus making it too late to exit. Visibility of the subject property from Jericho Turnpike, however, is excellent, as the property fronts this roadway. The distinguishing and well-recognized orange trademark of Howard Johnson captures the attention of motorists passing the hotel.

Although visibility of the subject property from the Long Island Expressway is limited, this is not considered to be a serious detriment. Like most hotels on Long Island, the Howard Johnson Westbury does not attract a substantial amount of demand from passing motorists. All destinations on Long Island can be reached within one or two hours, and thus highway traffic does not produce a significant number of hotel guests. Overall, the subject site is appropriate for hotel use in terms of capacity, configuration, access, and visibility.

Airport Access

The subject property is within easy access of the three major airports on Long
Island: John F. Kennedy International, La Guardia, and MacArthur. John F. Kennedy International Airport is approximately 20 miles southwest of the subject site and can be accessed from the subject property by traveling west on the Long Island Expressway, and then south on the Belt Parkway. La Guardia is roughly 20 miles northwest of the subject site and is accessible by traveling west on the Long Island Expressway, and then north on the Grand Central Parkway. Long Island's MacArthur Airport is located approximately 20 miles east of the subject property and is accessible by traveling east on the Long Island Expressway, and then southeast on Route 16.

Utilities

The subject site is served by all necessary utilities, which are provided as follows.

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Table 3-1   Available Utilities
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                      Utility                    Provider
                      -------                    --------

                      Water                      Jericho Water District
                      Electricity                LILCO
                      Telephone                  NYNEX
                      Sewer                      Nassau County Sewer District
                      Garbage and Trash          Jamaica Ash

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Soil and Subsoil Conditions

According to the Preliminary Environmental Site Assessment and Limited Asbestos Survey prepared by Certified Engineering & Testing Company, Inc., dated November 24, 1993, four leaking underground storage tank (LUST) sites with "clean-up in progress/required" status are located within one-half mile to the northeast of the subject property. In addition, these sites are hydraulically upgradient from the subject site. Additionally, a 550-gallon No. 2 fuel oil underground storage tank (UST), which was installed in 1978 during the construction of the east wing building, was identified on the subject site. The construction of the UST is unknown, and the tank has no spill/overfill prevention, thus representing a potential environmental concern for the subject site. The appraisers are not qualified to evaluate soil conditions other than by a visual inspection of the surface. Based on the findings of this environmental study, we urge concerned individuals to seek further assistance from qualified engineers. For the purpose of this report, we expressly do not consider the negative effect such findings may have on the subject property. It must be noted, however, that any environmental containment of the subject property could have an unfavorable impact on the hotel's market value, and the estimate set forth in this appraisal reflects our value conclusions prior to the deduction of any such costs.

Nuisances and Hazards

According to the same environmental assessment report cited above, the non-friable asbestos-containing vinyl floor tiles of the east wing first floor corridor, with an approximate total area of 250 square feet, contain asbestos. Because the appraisers are not experts in this field, we urge the reader to obtain an independent analysis to further investigate this possible environmental concern. As noted previously, any environmental containment could have an unfavorable impact on the subject property's market value, and the estimate set forth in this appraisal report reflects our value conclusions prior to the deduction of any such cost.

Flood Zone

As indicated by the Federal Emergency Management Agency (FEMA) Community Panel Number 360483D, dated June 19, 1992, the subject property is located in Flood Zone C, an area of minimal flooding.

Seismicity

At the time of writing this report, information on the seismicity of the subject property was not available; for the purposes of this report, we have assumed that the subject property is not located in an area of seismic danger.

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Legal Description

As noted earlier, a copy of the subject property's legal description, as provided by Ashford Financial Corporation, is presented as an addendum to this report.

Conclusion

The subject parcel appears well suited as the site of a lodging facility. We have analyzed the issues of size, topography, access, visibility, and the availability of utilities, and we note the following advantages and disadvantages.

Advantages

o     The subject site features frontage on two major commercial thoroughfares.

o The surrounding neighborhood is characterized by a concentration of potential demand generators.

o     Regional access is favorable.

o Direct local access is provided by Jericho Turnpike and the Long Island Expressway.

o     All necessary utilities are available.

Disadvantages

o Preliminary environmental study reports potential environmental containments that may adversely affect the market value of the subject property.

o     The site is not easily visible from the Long Island Expressway.

The disadvantage of limited visibility is surmountable, and the advantages represent desirable locational attributes. Therefore, we believe that the subject parcel is well suited for hotel use. The impact of the potential environmental contamination may warrant further consideration but does not presently detract from the site's utility as a lodging facility.

IMPROVEMENTS

The quality of a lodging facility's physical improvements has a direct influence on its marketability and attainable occupancy and average rate. The design and functionality of the structure can also affect operating efficiency and overall profitability. This section investigates the subject property's physical improvements and personal property in an effort to determine how they contribute to total value. The following description of the

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improvements is based on our inspection of the hotel and information provided by Ashford Financial Corporation.

The Howard Johnson Westbury is a limited-service lodging facility containing 80 rentable units, +/-800 square feet of meeting space, an outdoor swimming pool, and appropriate back-of-the-house facilities. The two-story property opened in 1967 and is roughly 29 years old as of the date of this appraisal. In May of 1994, the hotel was acquired by Westbury New York Hotel Limited Partnership, an entity formed by Ashford Financial Corporation. At the time of this transaction, the hotel was in extremely poor condition. Subsequent to the acquisition, the subject property was extensively renovated, at an estimated cost of $340,487 in 1994 and $22,690 in 1995. In scope, this renovation included the exterior of the building, public areas, and guestrooms. Management representatives report that all building systems are in good working order. The hotel is operated under a license agreement with Howard Johnson and reportedly meets the standards for lodging facilities of that brand.

Based on our inspection and information provided by Ashford Financial Corporation, the following table summarizes the facilities available at the subject property.

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Table 3-2    Facilities Summary
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            Guestrooms
               King Beds                             6  Units
               Queens                               42
               Double Queens                        32
                                                   ----
                      Total                         80  Units


            Meeting and Banquet Rooms
                                                   800  Square Feet
                                                   ----
                   Total                           800  Square Feet

            Recreational and Other Amenities
               Outdoor swimming pool

            Parking Spaces
               100 surface spaces

            Elevators
               N/A

            Life Safety Systems
               Hard wired smoke detectors with battery back-up and fire detectors
               Not sprinklered

            Laundry
               2 Washers
               3 Dryers

            Construction Details
               Concrete masonry blocks
               Rubber membrane roof
               Interior guestroom corridors
               Carpeting in the guestrooms and corridors
               Tile floor covering in guest bathrooms
               Vinyl covering on the interior walls

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Property Exterior

The hotel structure is situated in the southern portion of the site. Paved parking areas accommodating approximately 100 vehicles are located around the perimeter of the building.

Vehicular access to the subject property is provided by both Jericho Turnpike and the southern service road of the Long Island Expressway. Eastbound motorists traveling on the Long Island Expressway use Exit 40W,

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follow the southern service road for a short distance, and make a right turn into the subject property. Westbound travelers also use Exit 40W, loop around the interchange, and proceed directly onto Jericho Turnpike, making a right turn into the subject property.

Access to the subject hotel from Jericho Turnpike is convenient. Westbound travelers make a right turn at the subject property, shortly after passing under the interchange of the Long Island Expressway. A turnpike divider prevents direct access to the subject property for eastbound motorists; guests must travel past the subject property and execute a U-turn, arriving at the hotel from the other direction. However, the subject property is considered to have good access, as a result of its frontage on two major roadways.

After entering the site, guests proceed to the hotel's main entrance, which is housed in a traditional Howard Johnson-style gatehouse located in the southeastern portion of the site, immediately in front of the main entrance to the property. Both the exterior of the subject property and the pavement appear to be in good condition, with no apparent signs of disrepair.

Construction and Design

The subject property comprises two buildings connected by an enclosed corridor. In terms of layout, the property consists of a U-shaped structure with an outdoor swimming pool in the center. The west wing was originally constructed in 1967 and contains 58 guestrooms, while the east wing, which was added in 1978, houses 22 rentable guestrooms. Reportedly, in August of 1986, a natural gas explosion caused extensive damage at the subject property.
Until early 1987, approximately 60 guestrooms were reportedly out of order.

Lobby

The subject property's front desk, lobby, and manager's office are housed in the brick-and-glass, orange-roofed gatehouse situated in the southeastern portion of the site. A renovation is planned for the gatehouse in November of 1996; approximately $38,000 will be spent modernizing the building's roof.

Meeting and Banquet Space

The subject property's meeting room is located in the west guestroom wing and is approximately 800 square feet in size. No major renovations have taken place in this room, nor are any planned for the immediate future. At the time of our inspection, the meeting room appeared to be in good condition, showing no signs of disrepair.

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Guestrooms

Of the 58 guestrooms in the west wing, 33 are furnished with two queen-size beds, 24 contain one queen-size bed, and one is handicap accessible with one queen-size bed. The rooms facing the pool area to the east are slightly larger than those on the opposite side of the guestroom building. All west-facing rooms in the west wing are reportedly furnished with two queen-size beds.

Guestrooms in the east building are furnished with a Thermosol whirlpool. In addition, these rooms are equipped with a coffee maker. Sixteen guestrooms are furnished with queen-size beds, while the remaining six rooms feature king-size beds. The guestrooms in this wing are reportedly all the same size.

All of the guestroom televisions are older models that operate with channel switch knobs. TV remote controls are currently available in all rooms to prevent inconvenience for guests. However, these units are being replaced in the near future. The subject property's guestrooms are of a typical layout and configuration; in addition to beds, the guestrooms contain bedside tables, lamps, two chairs, a writing desk, a dresser, draperies with black-out lining and sheers, and a color television. Most of the bathrooms are finished with ceramic tile floors, while the remaining units have linoleum tile.

Each guestroom reportedly contains a hard-wired smoke detector with battery back-up. Because of the low-rise concrete construction of the building, the structure is not sprinklered. Pull stations and fire extinguishers are located at various points throughout the property.

At the time of our inspection, the subject property's guestrooms appeared to be in a good and well-maintained condition.

Guestroom Corridors

Guestroom corridors are wide enough to permit the easy passage of housekeeping and room service carts. The corridors are finished with relatively new carpet, which was replaced in the 1994/95 renovation. Corridor lighting is sufficient and appears to be in good condition, and the lighting style appears appropriate to the hallway's finishes. Vending and ice machines are also provided for guests of the hotel.

Recreational Amenities

An outdoor swimming pool is located in the center of the U-shaped courtyard.

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Back-of-the-House Space

The subject property features an in-house laundry facility, which includes two washing machines and three dryers. We were informed by management that the hotel is in need of a third washing machine to adequately handle the laundry load. Although the washing machines and dryers appear dated, they are reported to be in good working condition.

Vertical Transportation

Vertical transportation is provided by three stairwells. One is positioned in the western wing of the building, while the remaining two stairwells are located in the eastern wing. All three stairwells appear to be well maintained.

Heating, Ventilation, and Air Conditioning

Guestrooms at the subject property are cooled by in-room, through-the-wall cooling units that reportedly are in working order. Public areas are cooled by individual air-conditioning units; hence, the subject property does not require chillers. Electricity is used to heat the property.

Based on information provided by Ashford Financial Corporation, all of the subject property's HVAC operating systems are adequate to maintain the operation of the hotel.

Fire Protection

The subject property is reportedly fully compliant with all fire standards. All of the hotel's guestrooms and public areas are fully sprinklered, and guestrooms feature heat detectors, and hard-wired smoke alarms with battery back-up. The property's fire alarm is wired to a central dispatch station.

The subject property employs a security guard to be on site during the evening hours, from 10 p.m. to 6 a.m. Doors feature a TESA electronic locking system, which contributes to the security of the hotel. Given the subject property's location proximate to Jericho Turnpike and the Long Island Expressway, the property is at times a target of crime given the relatively easy escape route. However, according to management, crime is not a significant issue at the subject property, and the on-staff guard is reportedly sufficient to deter enough criminal activity so that this issue does not effect the competitive level of the subject property.

Asbestos

According to the same environmental assessment report cited previously in this report, the non-friable asbestos-containing vinyl floor tiles in the east wing first floor corridor, with an approximate total area of 250 square feet, contain asbestos. Because the appraisers are not experts in this field, we urge the reader to obtain an independent analysis to further investigate this possible environmental concern. As noted previously, any environmental containment could have an unfavorable impact on the subject property's

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market value, and the estimate set forth in this appraisal report reflects our value conclusions prior to the deduction of any such costs.

ADA Conformance

Following the January 26, 1992, passage of the Americans with Disabilities Act
(ADA), hotels are subject to new physical standards. The appraisers are not experts on ADA compliance, and we render no opinion regarding the subject property's conformance to ADA standards. Capital expenditures that may be necessary to bring the property into accordance with the ADA will reduce our estimate of market value. Any ongoing costs related to ADA regulations are expected to be funded by normal replacement reserves.

Conclusion

Overall, the subject property's improvements appear appropriate for hotel use. For the purposes of this appraisal, we have assumed that the subject property will be maintained in its present condition throughout the assumed ten-year holding period. Specifically, it is assumed that hotel management will employ standard preventive maintenance measures, and that a reserve for replacement fund will be established to fund the cost of any future necessary capital expenditures.

ZONING

According to the Nassau County zoning regulations and map (dated October, 1993), the subject property is zoned as follows.

                   Zoning F - Neighborhood Business District

Section 462C of the zoning ordinance states that under a Zoning F - Neighborhood Business District zone, hotels, inns, motels, tourist cabins, lodging facilities, and boarding houses are permitted when approved by the town board as a special exception after a public hearing. Based on this information, the subject property appears to conform to local zoning regulations. We assume that all necessary permits and approvals have been secured (including an appropriate liquor license), and that the subject property was constructed in accordance with local zoning ordinances, building codes, and all other applicable regulations. Our zoning analysis should be verified before any physical changes are made to the hotel.

ASSESSED VALUE AND TAXES

Property (or ad valorem) tax is one of the primary revenue sources of municipalities. Based on the concept that the tax burden should be distributed in proportion to the value of all properties within a taxing jurisdiction, a system of assessments is established. Theoretically, the assessed value placed on each parcel bears a definite relationship to market value, so properties with equal market values will have similar assessments, and properties with higher and lower values will have proportionately larger and

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smaller assessments. Depending on the taxing policy of the municipality, property taxes can be based on the value of the real property or the value of the personal property and the real property.

The Howard Johnson Westbury is subject to real estate taxes only; these are payable to the Town of Oyster Bay and the Jericho School District. Property taxes on Long Island are extremely high, which increases the operating expenses of hotels located in this area. Both of the subject property's taxing jurisdictions base tax amounts on the assessment set by Nassau County; this assessment reportedly equals 8% of the property's 1986 market value.

The total assessment of the subject property for 1995/96 equates to $183,900. Of this amount, $79,270 is attributed to the land and $104,630 to the improvements. The subject hotel's property assessment has not changed over the past five years. Town taxes are payable in January and June, and school taxes (which are based on a fiscal year) are payable in October and March. Based on the current assessment and the tax rates of $39.017 per $100 assessed value in the Jericho School District and $30.617 per $100 assessed value in the Town of Oyster Bay, the subject property's 1995/96 tax burden is calculated at approximately $128,057. The combined tax rates of the school district and the town increased at an average annual compounded rate of 4.4% between 1990 and 1995. Our projections assume a 4.0% annual increase in the subject property's overall tax burden.

The tax rates applicable to the subject property are presented in the following table.

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Table 3-3    Tax Rates Applicable to the Subject Property
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                                            Tax Rate per $100
                    Jurisdiction              of Assessment
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                    Jericho School District         $39.02
                    General Taxes                    30.62
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                                 Total              $69.63

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Applying the projected increases to the 1995/96 tax burden yields the following forecast of property taxes for the subject property.

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Table 3-4    Forecast of Property Tax Expense
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                                            1997      Stabilized
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Forecast Property Taxes (+000)              $137       $144

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NEIGHBORHOOD

The neighborhood surrounding a lodging facility often has an impact on a hotel's status, image, class, style of operation, and sometimes its ability to attract and properly serve a particular market segment. This section investigates the subject property's neighborhood and evaluates any pertinent locational factors that could affect its occupancy, average rate, food and beverage revenues, and overall profitability.

The neighborhood surrounding the Howard Johnson Westbury is characterized by a mixture of commercial, retail, residential, and office developments. The subject property is located along a commercial-strip portion of Jericho Turnpike (Route
25), a major Long Island east/west artery. Neighboring improvements along Jericho Turnpike include an IHOP restaurant, an Exxon gas station, a Wendy's fast-food restaurant, a Staples store, a Home Depot, low-rise office buildings, and the Edgewater Motel. Brush Hollow Road and Cantiague Rock Road intersect with Jericho Turnpike in the immediate vicinity of the subject property; developments along these two roadways include Getty Storage, High Fives, ACME Bus Corp., the College House, Inc., John Hassell, Inc., EAB Bank, and Westbury Music Fair. Residential developments are located northeast and southwest of the subject property. Jericho Quad/Chemical Bank and Jericho Plaza, two large office complexes, are located northeast of the subject property.

Cantiague Park, located approximately one mile southeast of the subject property, offers a nine-hole golf course, tennis courts, and various other recreational facilities. Southwest of the hotel, along Old Country Road, is a large concentration of retail stores and shopping centers. The Roosevelt Field Shopping Center, which is the largest shopping mall on Long Island and one of the largest malls in the nation, has frontage along this roadway. Some of the other retail developments in this corridor, which has seen considerable retail expansion in the last three years, include Fortunoff's, K-Mart, Tops Appliance City, Price Club, and various free-standing restaurants.

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Conclusion

Overall, the neighborhood surrounding the Howard Johnson Westbury appears well suited for the operation of a lodging facility. A base level of lodging demand for the subject property is provided by the Jericho Plaza office complex and a number of service and manufacturing companies situated nearby. The hotel's proximity to Cantiague Park and the retail stores along Old Country Road provides guests with leisure and shopping alternatives. In general, the subject property's frontage and convenient access from Jericho Turnpike and the Long Island Expressway increase its desirability for hotel use, and its favorable location and the character of the surrounding neighborhood also make the site appropriate for hotel operation.

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4. Market Area Analysis

The economic vitality of the market surrounding the subject property is an important consideration in forecasting lodging demand and income potential. Economic and demographic trends that reflect the amount of visitation provide a basis from which to project hostelry demand. The purpose of the area analysis is to review available economic and demographic data to determine whether the local market will undergo economic growth, stability, or decline. In addition to predicting the direction of the economy, the rate of change must be quantified. These trends are then correlated based on their propensity to reflect variations in lodging demand with the objective of forecasting the growth or decline in visitation by individual market segment.

Market Area Definition

The subject property is located on Long Island, in the southeastern portion of New York State. The hotel is situated in the Village of Jericho, in the Town of Oyster Bay, and its primary market consists of Nassau County and the Nassau-Suffolk, New York Metropolitan Statistical Area (MSA).

Long Island is approximately 118 miles long and 25 miles across at its widest point; at roughly 1,396 square miles of land area, it is the largest island adjoining the continental United States. The island is bounded by the Atlantic Ocean to the south and east, Long Island Sound to the north, and the East River and Upper New York Bay to the west. The area developed from a sparsely populated agricultural region in the 18th century to a major suburban metropolitan center.

The character of Long Island changes markedly from urban to suburban to rural over its length. The Queens and Brooklyn boroughs of New York City occupy the western end of the island; Nassau and Suffolk Counties comprise the middle and eastern portions. In the popular sense, Long Island refers only to Nassau and Suffolk Counties, which occupy roughly 929 square miles and contain 67% of the island's total land mass.

                                    AREA MAP

                               [GRAPHIC OMITTED]

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The proximity of Nassau and Suffolk Counties to New York City has been the primary factor in the development of Long Island. New York City, which consists of five boroughs, is the most densely populated city in the United States and serves as a global center for trade, commerce, and industry. New York and its surrounding suburbs are the central hub of a megalopolis that extends along the eastern seaboard from Boston, Massachusetts, to Philadelphia, Baltimore, and Washington, DC.

Economic and Demographic Data

Based on fieldwork conducted in the area and our in-house sources, we have evaluated various economic and demographic statistics to determine trends in lodging demand. A primary source of economic and demographic statistics used in this analysis is the Complete Economic and Demographic Data Source published by Woods & Poole Economics, Inc., a well-regarded forecasting service based in Washington, DC. Using a data base containing more than 300 variables for each county in the nation, Woods & Poole employs a sophisticated regional model to forecast economic and demographic trends. Historical statistics are based on census data and information published by the Bureau of Economic Analysis. Projections are formulated by Woods & Poole. All dollar amounts have been adjusted for inflation, and thus growth or decline represents real change in constant dollars.

Population

Between 1980 and 1995, Nassau County registered an average annual compounded decline in population of 0.1%, as compared to the MSA, the state, and the nation as a whole, which registered positive growth rates of 0.1%, 0.2%, and 1.0%, respectively. The population decline in Nassau County can be attributed to the area's relatively more expensive housing costs when compared to the other statistical areas. Between 1990 and 1995, as well as between 1995 and 2000, similar trends were registered or are forecasted. Nassau County is anticipated to experience a 0.2% decline in population between 1995 and 2000, while the state and the nation are projected to expand at average annual rates of 0.1%, and 0.9%, respectively.

Although there is no direct relationship between population and hotel demand, we find that the rate of population growth generally establishes a minimum rate of increase for an area's commercial segment lodging demand. This observation also holds true for the meeting and group segment if a majority of the meetings are business oriented.

Retail Sales

Trends in retail sales reflect both changes in population and the propensity of area inhabitants and visitors to spend money on retail goods. Like population trends, retail sales have no direct correlation with hotel room night

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demand, but they do tend to gauge the economic health and vitality of the market. Between 1980 and 1995, retail sales in Nassau County increased at an average annual compounded rate of 1.3%, which was higher than the state at 1.1%, and below the levels achieved by the MSA at 1.6% and the nation at 1.9%. Nassau County and the MSA each experienced growth in retail sales between 1990 and 1995 of 1.3%, compounded annually, while the state and the nation as a whole registered gains of 1.2% and 2.5%, respectively.

Retail sales in Nassau County are anticipated to contract at an annual average compounded rate of 0.2% between 1995 and 2000. During the same period, the MSA is anticipated to show no increase, while the state and the nation are expected to register increases of 0.1%, and 0.9%, respectively. According to these projections, no expansion in retail sales activity is anticipated for the Nassau County region over the next five years. As stated earlier, retail sales have no direct correlation with hotel room night demand; however, they do represent economic activity in the market.

Personal Income

Personal income is similar to disposable income, and is defined as gross income available after taxes for the purchase of goods and services (i.e., available spending money). Personal income gauges the economic health of the local population and reflects market quality and the general ability to buy.

Personal income in Nassau County, between 1980 and 1995, increased at an average annual compounded rate of 1.6%. However, these levels are lower than those attained by the MSA, the state, and the nation, which registered annual growth of 1.9%, 1.9%, and 2.3%, respectively, during this period. Between 1990 and 1995, the region and the nation underwent a period of economic downturn, and personal income growth rates slowed accordingly, with Nassau County recording a 0.4% annual decline. However, the MSA, the state, and the nation, registered positive growth during this short-term historical period of 0.1%, 0.5%, and 1.9%, respectively, per year. Projections for the period between 1995 and 2000 indicate a recovery of the economy. Personal income in Nassau County is expected to grow by 1.3% annually, while the MSA, the state, and the nation are anticipated to increase by 1.7%, 1.3%, and 2.3%, respectively.

Per capita personal income levels in both Nassau County and the Nassau-Suffolk, NY MSA are considerably higher than levels for the nation. This relationship suggests that Long Island residents have more money available to spend on retail goods and services than do typical Americans. This

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increased spending ability contributes to a favorable environment for local commercial establishments, and restaurants in particular. It should be noted, however, that personal income does not take into account cost-of-living factors; as a result, it is possible for local residents to have higher income levels without enjoying greater affluence if the cost of necessities is greater than it is in other parts of the nation.

Work Force Characteristics

The most rapid long-term historical growth in both the county and the MSA between 1980 and 1995 occurred in the services and FIRE (finance, insurance, and real estate) sectors. However, between 1990 and 1995, most of the sectors in the county and the MSA experienced declines, with the exception of the services sector, which expanded by 1.1% per year. The greatest drops were apparent in the mining, construction, manufacturing, and federal government sectors; more limited defense spending on a national level and the region's historical reliance on defense contracts are largely responsible for the downward trends in manufacturing and federal government employment on Long Island. Overall employment declined by 0.9%, compounded annually, in Nassau County during this recessionary period.

Between 1995 and 2000, overall employment levels are expected to remain unchanged. The lack of change in projected employment reflects stabilization of the local economy following the expansion in the 1980s and the recession that characterized the early 1990s.

A favorable characteristic is the diversification of the Long Island economy. Services, trade, and government are the largest employment sectors in both the county and the MSA. Nassau County's FIRE sector is proportionately larger than that of the MSA, which reflects the county's predominately white-collar orientation. Suffolk County exhibits more dependence on manufacturing, particularly in high-technology fields.

The major employers on Long Island represent a cross-section of hotel demand potential. Some are national in scope, while others operate on a more local basis; some are engaged in manufacturing, and others are active in research and development. Although this diversification may not maximize the area's lodging demand, it does tend to stabilize the local economy during its various cycles. The following table presents some of the major employers on Long Island.

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Table 4-1 Major Employers
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                                                                   Number of
Firm                                 Product                       Employees
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Diocese of Rockville Center          Religious Institution          12,500
North Shore Health System            Medical Care                   11,002
Waldbaum's                           Supermarket                     6,500
Long Island Rail Road                Transportation                  6,068
Long Island Lighting Company         Electricity/Gas                 5,947
Long Island Jewish Medical Center    Medical Care                    5,880
Northrop Grumman                     Aerospace Manufacturers         5,000
Chemical Banking                     Financial Institution           4,500
King Kullen                          Supermarket                     4,500
NYNEX                                Communications                  4,500
Pathmark                             Supermarket                     4,500
Chase Manhattan                      Financial Institution           4,000
Macy's East                          Merchandising                   4,000
Newsday                              Daily Newspaper                 4,000
Winthrop University Hospital         Medical Care                    3,350
Brookhaven National Lab              Research and Development        3,200
United Parcel Service                Delivery Service                3,200

                      Source: Long Island Almanac 1996
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As illustrated by the preceding table, Northrop Grumman, a major defense contractor, is currently the area's seventh-largest employer. In the late 1980s and early 1990s, Grumman was the largest firm on Long Island, employing more than 19,000 people. Cutbacks have occurred since that time as a result of both the end of the cold war and pressures to reduce the federal deficit. It is difficult to quantify the number of jobs lost at the small supply and distribution companies that relied on Grumman for a majority of their business. In early March, 1994, the Martin Marietta Corporation of Bethesda, Maryland, announced that it would purchase Grumman for approximately $55 per share of stock. Within the week, Northrop, based in Los Angeles, indicated that it would beat Martin Marietta's offer and would pay approximately $60 per share. Grumman did not solicit a takeover bid from Northrop, preferring instead to be bought by Martin Marietta. However, Martin Marietta would not raise its offer of $55 a share. Northrop eventually raised its final offer to $62. Grumman was officially acquired by Northrop Corporation on April 15, 1994. Reports indicate that the existing Grumman facilities will remain on Long Island, and current employment

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levels are believed to be stable. However, future changes in defense spending could affect this employment sector.

Office Space

One of the economic indicators that best reflect lodging demand is the trend in occupied office space. Firms that occupy office space generally exhibit a strong propensity to attract commercial visitation. Although it is difficult to quantify commercial hotel demand based on the amount of occupied office space, trends that cause an increase or decrease in the amount of occupied space may have a proportional impact on commercial lodging demand, and a less direct effect on meeting demand.

Cushman and Wakefield subdivides office space in Nassau County into the western, central, and eastern districts. The subject property is located in eastern Nassau County, which includes the municipalities of Jericho, Eastern Westbury, Woodbury, Syosset, and Plainview. Of the three office space districts in Nassau County, the western area maintained the lowest level of year-end 1995 inventory, at 4,540,276 square feet. The overall Nassau County inventory was reported at 18,139,248 square feet at the end of 1995, and the Long Island total was 26,039,938 square feet. The office vacancy rate for Long Island was 15.9% at year-end 1995.

According to Cushman and Wakefield, Nassau County has undergone no new office space construction since 1992, and its 1995 vacancy rate of 15.8% was the second lowest since 1992. The eastern Nassau district registered the highest office vacancy percentage in the county, at 18.8%.

Highway Traffic

The subject property occupies a prominent location adjacent to the Long Island Expressway and Jericho Turnpike. The amount of traffic passing through a market area can have a direct impact on commercial and leisure demand and an indirect effect on meeting demand. According to a 1991 Traffic Volume Flow Map for Nassau County depicting average annual daily traffic, traffic counts for Jericho Turnpike, near the site of the subject property totaled 37,400, and traffic counts near Exit 40W on the Long Island Expressway totaled 128,200. Because this data is relatively outdated, minimum weight has been given to highway traffic statistics in analyzing the economic trends of the subject property's market area.

Airport Traffic

Airport passenger counts are important indicators of lodging demand. Depending on the type and location of a particular airfield, a sizable percentage of arriving passenger may have need for hotel and motel

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accommodations. Trends showing changes in passenger counts also reflect local business activity and the overall economic health of an area.

The two major airports in the New York area are John F. Kennedy International Airport and LaGuardia Airport; smaller facilities on Long Island include MacArthur Airport and Republic Field, which have minimal effect on the subject property. Between 1968 and 1994, passenger enplanements at Kennedy and LaGuardia Airports declined at average annual compounded rates of 1.5% and 2.7%, respectively. From 1993 to 1994, Kennedy registered a strong 7.5% increase, and LaGuardia achieved a 4.7% gain. Because airport traffic often exhibits a high degree of correlation with lodging demand, these trends hold particular significance.

Leisure Travel

Although beaches and other attractions are available in the subject property's area, leisure travel does not contribute a large percentage of local hotel demand. Most leisure travel to Long Island consists of day trips rather than overnight stays. Most of the areas that do attract leisure-oriented lodging demand are situated on the eastern tip of the island, on the North and South Forks. Some tourist attractions on Long Island include the Animal Farm, which offers a petting farm and pony rides; the Brookhaven National Laboratory, an exhibit center and science museum; the Cold Spring Harbor Fish Hatchery; the Fire Island Lighthouse; the Hamptons, a seaside resort community; Hargrave Vineyards, where tours and wine tastings are available; the children's zoo at the Long Island Game Farm; Sagamore Hill, the former home of Theodore Roosevelt; and the Shrine of Our Lady of the Island, a religious sanctuary. Numerous state and county parks are located across the island, and many offer swimming and ice skating. Golf is available at 113 private and public courses, bicycling trails are available in numerous locations, and camping, boating, and fishing are popular recreational activities. Small game hunting is permitted in season.

Retail Space

Although the subject property is located within the eastern Nassau district categorized by Cushman & Wakefield's statistical research, it is relatively close to the central Nassau district, which includes the municipalities of Garden City, Mineola, Mitchell Field, and Carle Place, and the Roosevelt Field area. Because of the proximity of the central Nassau district and the rich array of retail development it offers, it is important to analyze this area's attractions and activities, which provide guests of the subject property with an array of shopping and dining alternatives.

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Built in 1956, Roosevelt Field Mall contains +/-2,200,000 gross leasable square feet and is currently ranked the fourth-largest retail mall in the United States by the International Council of Shopping Centers. In April of 1993, a 22-month, $150-million renovation, which included the construction of a second story, the addition of a 14-tenant, 850-seat food court, and a significant cosmetic renovation, was completed and resulted in an increase in the number of stores from 140 to 225. The mall is currently anchored by Macy's, JC Penney, Stern's, and Bloomingdale's. An additional 400,000 square feet has been added to the mall. Corporate Property Investors, owners of the mall, recently completed a 168,000-square-foot, second-story addition. This expansion houses 50 new stores, which opened in October of 1996; among these 50 stores are FAO Schwartz, Polo, and Pottery Barn. A 225,000-square-foot Nordstrom store, scheduled to open in August of 1997, is under construction on the east side of the mall on land Nordstrom has leased from Corporate Property Investors.

The expansion and renovation of the mall triggered a significant amount of new retail development in the surrounding area. Fortunoff's, a leading specialty housewares and jewelry retailer approximately one mile east of the mall, has expanded the shopping area immediately surrounding its main store. The Price Club Plaza, the first phase of Fortunoff's The Source, opened with a +/-153,000-square-foot Price Club and a +/-250,000-square-foot complex containing Marshall's, Sports Authority, and K-Mart. Additional retail spaces in the area include the +/-30,000-square-foot Borders Books and Music outlet. Several restaurants, including a California Pizza Kitchen, a Ruby Tuesdays, and an Olive Garden, have opened in the past two years.

The second phase of Fortunoff's The Source is under construction, and according to the developers of the project, Simon Properties Group, it will include a +/-720,000-square-foot enclosed mall, of which +/-200,000 square feet is allocated to the expansion of Fortunoff's, and the remaining space will be for smaller retail stores. In addition to the mall structure, a three-story parking garage designed to accommodate approximately 3,000 vehicles will be constructed. Additional parking areas for approximately 1,000 vehicles will be available in front of the mall. Anchor stores at The Source will include a 35,000-square-foot Off 5th Saks Fifth Avenue Outlet and a 45,000-square-foot Nordstrom Rack outlet store. Space has also been committed by Just for Feet for a 19,000-square-foot shoe store and Virgin Megastore for a 25,000-square-foot record and video store, as well as by Loehmann's, the Cheesecake Factory, Innovation, Cosmetics Plus, 47th St.

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Photo, Bertolini's, Rainforest Cafe, and Old Navy - the Gap's latest retail concept. This retail project is scheduled to open during the summer of 1997 and will encompass the existing 32-year-old, 212,000-square-foot Fortunoff's store.

Roosevelt Raceway, a 172-acre former horse-racing venue located in Westbury, was closed several years ago. This area is currently being redeveloped into the $500-million-plus, 2.6-million-square-foot Roosevelt Center office/retail/housing complex by MCS Realty Corporation, which took title to the raceway in November of 1994. The first phase of the Roosevelt Center project entailed the construction of +/-525,000 square feet of retail space, including a +/-185,000-square-foot Incredible Universe consumer electronic store, a +/-127,000-square-foot Home Depot Expo Design Center, a Homeplace home furnishing and appliance store, and a Modell's sporting goods store. Office Depot, Babies "R" Us, a Creativity art supply center, three restaurants (Chili's, Cozymel's, and the Macaroni Grill), and a ten-screen, 3,000-seat Sony Theater have also opened on the site.

The Roosevelt Raceway flea market, which once accommodated up to 2,000 vendors, was forced to close in December of 1995 to clear the way for housing and office development.

Housing development incorporated in this project will involve the construction of senior housing, townhouses, and multiple-dwelling living units. Residential space at Roosevelt Center is expected to be fully developed by 1999, with total residential absorption occurring within one year thereafter.

Current efforts are concentrated on commercial development. A total of five buildings are planned in the office portion of the Roosevelt Center property, which is zoned for approximately 900,000 square feet of office and exhibition space, plus 110,000 square feet of hotel suites. According to one of the three partners of the Roosevelt Center project, construction of a three-story, 150,000-square-foot office building should start by the end of 1996, and if demand warrants it, construction of two additional buildings totaling more than 300,000 square feet would begin as well.

Development is also occurring within the +/-1,265.5-acre Mitchell Field area. The county received ownership of the former airbase in 1963 with the stipulation that it be developed for the public good. Hofstra University now occupies +/-157 acres in the southwest corner, and Nassau Community College

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is on +/-225 acres. Nassau Veterans Memorial Coliseum, interior roadways, and parklands have together used up several hundred more acres. The remaining area consists primarily of office and industrial space, which, to date, comprises +/-4.2 million square feet.

Nassau Veterans Memorial Coliseum, one of the most prominent improvements in the area, was constructed by Nassau County in 1972. This multi-purpose facility can accommodate many different forms of activity. Up to 17,000 people can be accommodated in the main arena, and the functional exhibition hall covers +/-60,000 gross square feet; parking is available for more than 6,000 cars. The coliseum is the home arena for the New York Islanders of the National Hockey League. In addition, many sports events, shows, and concerts are held in the arena every year, and carnivals, fairs, and outdoor exhibitions are hosted in the facility's extensive parking area. It should be noted that there has been some discussion of the privatization of the coliseum; although currently managed by a professional third-party management company (Spectacor Management Group), the coliseum is still owned by Nassau County. Options currently being discussed include converting the coliseum into a 300- to 400-room hotel and incorporating the coliseum area as part of Hofstra University's sports complex.

Plans are currently underway to construct senior housing within Mitchell Field; the Meadows, a co-op with 438 two-bedroom apartments in 34 two-story buildings, is to be built on a 20-acre tract in East Meadow. This project also has limited commercial office space and will induce only a marginal amount of commercial and meeting and group demand. The project will, however, help sustain leisure demand.

In addition, the Nassau legislature has approved a scaled-down plan for a soccer stadium and athletic park at Mitchell Field in preparation for the 1998 Goodwill Games. Reportedly, the $22.6-million project will encompass a variety of improvements, including an 8,000-seat soccer stadium and a 2,500-seat baseball arena. Facilities for track and field competition will be incorporated into the soccer stadium. The Goodwill Games, a quadrennial international competition, will bring in $300 million to the county, and the soccer stadium could make the county a legitimate contender for the Women's World Games, the Empire State Games, and Women's World Cup Soccer. Such sporting events generate room nights and help to sustain leisure demand.

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As evidenced by the projects summarized above, central Nassau County has become a major retail hub. As a result of the recent recession and a decline in high-paying defense and manufacturing jobs, much of the new retail development has centered around discount stores that offer minimal services. However, the renovation of Roosevelt Field in 1993 and 1996 and the addition of a number of upscale specialty stores is an exception to this pattern. The surge in retail development in central Nassau County and throughout Long island suggests an anticipated rebound from the recent recession, and is a favorable indicator of hotel demand growth.

Conclusion

Our review of various economic and demographic data indicates that the local economy experienced strong growth during the early to mid-1980s, which moderated in the latter part of the decade; as a result of the regional and national recessions, declines were evident in the early 1990s. Projections indicate that economic expansion is likely to resume. Although these trends suggest that local lodging demand will not increase as dramatically as it did during the 1980s, slight gains are anticipated.

The table on the following pages summarizes the economic and demographic trends discussed throughout this section. All figures that reflect dollar amounts have been adjusted for inflation, and thus reflect real change. It should be noted that the percent changes indicated in the following tables are based on unrounded figures, and thus may not calculate exactly.

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Table 4-2   Economic and Demographic Data for the Subject Property's Market Area
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                                                                                                    Avg. Annual
Data Type                                                     Period      Data Point    Data Point  Comp. Change
----------------------------------------------------------------------------------------------------------------
Long-Term Historical Population (+000)
    Nassau County                                            1980-1995       1,321.1       1,299.9     (0.1%)
    Nassau-Suffolk, NY MSA                                   1980-1995       2,606.8       2,652.7      0.1
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1980-1995      18,844.2      19,725.4      0.3
    State of New York                                        1980-1995      17,566.4      18,195.7      0.2
    United States                                            1980-1995     227,225.6     262,791.0      1.0
Short-Term Historical Population (+000)
    Nassau County                                            1990-1995       1,286.1       1,299.9      0.2
    Nassau-Suffolk, NY MSA                                   1990-1995       2,608.7       2,652.7      0.3
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1990-1995      19,470.4      19,725.4      0.3
    State of New York                                        1990-1995      18,002.3      18,195.7      0.2
    United States                                            1990-1995     249,401.4     262,791.0      1.1
Projected Population (+000)
    Nassau County                                            1995-2000       1,299.9       1,287.1     (0.2)
    Nassau-Suffolk, NY MSA                                   1995-2000       2,652.7       2,657.2      0.0
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1995-2000      19,725.4      19,827.7      0.1
    State of New York                                        1995-2000      18,195.7      18,314.7      0.1
    United States                                            1995-2000     262,791.0     274,758.4      0.9
Long-Term Historical Retail Sales (+000,000)
    Nassau County                                            1980-1995      10,278.2      12,449.9      1.3
    Nassau-Suffolk, NY MSA                                   1980-1995      17,537.0      22,328.1      1.6
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1980-1995     105,476.9     127,771.9      1.3
    State of New York                                        1980-1995      91,865.8     108,055.2      1.1
    United States                                            1980-1995   1,340,768.9   1,765,826.1      1.9
Short-Term Historical Retail Sales (+000,000)
    Nassau County                                            1990-1995      11,699.8      12,449.9      1.3
    Nassau-Suffolk, NY MSA                                   1990-1995      20,977.4      22,328.1      1.3
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1990-1995     120,093.1     127,771.9      1.2
    State of New York                                        1990-1995     101,720.0     108,055.2      1.2
    United States                                            1990-1995   1,557,380.2   1,765,826.1      2.5
Projected Retail Sales (+000,000)
    Nassau County                                            1995-2000      12,449.9      12,328.6     (0.2)
    Nassau-Suffolk, NY MSA                                   1995-2000      22,328.1      22,334.3      0.0
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1995-2000     127,771.9     128,377.0      0.1
    State of New York                                        1995-2000     108,055.2     108,691.5      0.1
    United States                                            1995-2000   1,765,826.1   1,846,830.4      0.9
Long-Term Historical Retail Sales Per Capita
    Nassau County                                            1980-1995       7,780.2       9,577.7      1.4
    Nassau-Suffolk, NY MSA                                   1980-1995       6,727.4       8,417.1      1.5
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1980-1995       5,597.3       6,477.5      1.0
    State of New York                                        1980-1995       5,229.6       5,938.5      0.9
    United States                                            1980-1995       5,900.6       6,719.5      0.9


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Table 4-2   Economic and Demographic Data for the Subject Property's Market Area
            (continued)
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                                                                                                   Avg. Annual
Data Type                                                     Period       Data Point  Data Point  Comp. Change
---------------------------------------------------------------------------------------------------------------
Short-Term Historical Retail Sales Per Capita
    Nassau County                                            1990-1995       9,097.3     9,577.7        1.0%
    Nassau-Suffolk, NY MSA                                   1990-1995       8,041.4     8,417.1        0.9
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1990-1995       6,168.0     6,477.5        1.0
    State of New York                                        1990-1995       5,650.4     5,938.5        1.0
    United States                                            1990-1995       6,244.5     6,719.5        1.5
Projected Personal Retail Sales Per Capita
    Nassau County                                            1995-2000       9,577.7     9,578.8        0.0
    Nassau-Suffolk, NY MSA                                   1995-2000       8,417.1     8,405.2       (0.0)
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1995-2000       6,477.5     6,474.6       (0.0)
    State of New York                                        1995-2000       5,938.5     5,934.6       (0.0)
    United States                                            1995-2000       6,719.5     6,721.7        0.0
Long-Term Historical Eating and Drinking Place Sales
  (+000,000)
    Nassau County                                            1980-1995         812.9       993.7        1.3
    Nassau-Suffolk, NY MSA                                   1980-1995       1,362.0     1,821.9        2.0
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1980-1995      10,199.7    13,183.6        1.7
    State of New York                                        1980-1995       9,199.4    11,882.1        1.7
    United States                                            1980-1995     126,131.6   185,035.4        2.6
Short-Term Historical Eating and Drinking Place Sales
  (+000,000)
    Nassau County                                            1990-1995         951.1       993.7        0.9
    Nassau-Suffolk, NY MSA                                   1990-1995       1,676.7     1,821.9        1.7
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1990-1995      12,105.4    13,183.6        1.7
    State of New York                                        1990-1995      10,874.1    11,882.1        1.8
    United States                                            1990-1995     161,197.4   185,035.4        2.8
Projected Eating and Drinking Place Sales (+000,000)
    Nassau County                                            1995-2000         993.7       998.3        0.1
    Nassau-Suffolk, NY MSA                                   1995-2000       1,821.9     1,866.8        0.5
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1995-2000      13,183.6    13,497.4        0.5
    State of New York                                        1995-2000      11,882.1    12,228.3        0.6
    United States                                            1995-2000     185,035.4   199,127.3        1.5
Long-Term Historical Eating and Drinking Place Sales
  Per Capita
    Nassau County                                            1980-1995         615.3       764.4        1.5
    Nassau-Suffolk, NY MSA                                   1980-1995         522.5       686.8        1.8
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1980-1995         541.3       668.4        1.4
    State of New York                                        1980-1995         523.7       653.0        1.5
    United States                                            1980-1995         555.1       704.1        1.6
Short-Term Historical Eating and Drinking Place Sales
  Per Capita
    Nassau County                                            1990-1995         739.5       764.4        0.7
    Nassau-Suffolk, NY MSA                                   1990-1995         642.7       686.8        1.3
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1990-1995         621.7       668.4        1.5
    State of New York                                        1990-1995         604.0       653.0        1.6
    United States                                            1990-1995         646.3       704.1        1.7


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Table 4-2   Economic and Demographic Data for the Subject Property's Market Area
            (continued)
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                                                                                                   Avg. Annual
Data Type                                                     Period    Data Point     Data Point  Comp. Change
---------------------------------------------------------------------------------------------------------------
Projected Eating and Drinking Place Sales Per Capita
    Nassau County                                            1995-2000         764.4         775.6      0.3%
    Nassau-Suffolk, NY MSA                                   1995-2000         686.8         702.6      0.5
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1995-2000         668.4         680.7      0.4
    State of New York                                        1995-2000         653.0         667.7      0.4
    United States                                            1995-2000         704.1         724.7      0.6
Long-Term Historical Personal Income (+000,000)
    Nassau County                                            1980-1995      26,854.4      34,236.3      1.6
    Nassau-Suffolk, NY MSA                                   1980-1995      46,050.4      61,056.6      1.9
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1980-1995     316,226.9     439,766.7      2.2
    State of New York                                        1980-1995     268,310.1     358,297.4      1.9
    United States                                            1980-1995   3,163,874.0   4,443,243.2      2.3
Short-Term Historical Personal Income (+000,000)
    Nassau County                                            1990-1995      34,957.9      34,236.3     (0.4)
    Nassau-Suffolk, NY MSA                                   1990-1995      60,694.9      61,056.6      0.1
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1990-1995     427,531.9     439,766.7      0.6
    State of New York                                        1990-1995     349,724.3     358,297.4      0.5
    United States                                            1990-1995   4,051,714.6   4,443,243.2      1.9
Projected Personal Income (+000,000)
    Nassau County                                            1995-2000      34,236.3      36,523.8      1.3
    Nassau-Suffolk, NY MSA                                   1995-2000      61,056.6      66,527.7      1.7
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1995-2000     439,766.7     472,116.9      1.4
    State of New York                                        1995-2000     358,297.4     382,633.9      1.3
    United States                                            1995-2000   4,443,243.2   4,972,219.5      2.3
Long-Term Personal Income per Capita
    Nassau County                                            1980-1995      20,328.0      26,338.0      1.7
    Nassau-Suffolk, NY MSA                                   1980-1995      17,666.0      23,017.0      1.8
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1980-1995      16,781.0      22,294.0      1.9
    State of New York                                        1980-1995      15,274.0      19,691.0      1.7
    United States                                            1980-1995      13,924.0      16,908.0      1.3
Short-Term Historical Personal Income per Capita
    Nassau County                                            1990-1995      27,182.0      26,338.0     (0.6)
    Nassau-Suffolk, NY MSA                                   1990-1995      23,267.0      23,017.0     (0.2)
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1990-1995      21,958.0      22,294.0      0.3
    State of New York                                        1990-1995      19,427.0      19,691.0      0.3
    United States                                            1990-1995      16,246.0      16,908.0      0.8
Projected Personal Income per Capita
    Nassau County                                            1995-2000      26,338.0      28,377.0      1.5
    Nassau-Suffolk, NY MSA                                   1995-2000      23,017.0      25,037.0      1.7
    New York-North New Jersey-Long Island, NY-NJ-CT-PA CMSA  1995-2000      22,294.0      23,811.0      1.3
    State of New York                                        1995-2000      19,691.0      20,892.0      1.2
    United States                                            1995-2000      16,908.0      18,097.0      1.4

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Table 4-2   Economic and Demographic Data for the Subject Property's Market Area
            (continued)
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                                                                                                   Avg. Annual
Data Type                                                     Period      Data Point   Data Point  Comp. Change
---------------------------------------------------------------------------------------------------------------
Long-Term Historical Employment - Nassau County (+000)
    Farm                                                     1980-1995           0.2         0.1       (2.7)%
    Agriculture Services, Other                              1980-1995           6.1         4.8       (1.6)
    Mining                                                   1980-1995           1.1         0.4       (7.1)
    Construction                                             1980-1995          26.2        26.2        0.0
    Manufacturing                                            1980-1995          90.2        50.6       (3.8)
    Trans., Comm. & Public Utils.                            1980-1995          26.8        29.4        0.6
    Total Trade                                              1980-1995         174.3       166.7       (0.3)
      Wholesale Trade                                        1980-1995          54.0        45.3       (1.2)
      Retail Trade                                           1980-1995         120.2       121.4        0.1
    Finance, Insurance, & Real Estate                        1980-1995          69.3        84.7        1.4
    Services                                                 1980-1995         190.2       270.5        2.4
    Total Government                                         1980-1995          80.7        79.5       (0.1)
      Federal Civilian Govt.                                 1980-1995           6.9         8.8        1.7
      Federal Military Govt.                                 1980-1995           4.1         3.7       (0.6)
      State & Local Govt.                                    1980-1995          69.8        67.0       (0.3)
    TOTAL                                                    1980-1995         665.1       712.8        0.5
Short-Term Historical Employment - Nassau County (+000)
    Farm                                                     1990-1995           0.1         0.1        0.0
    Agriculture Services, Other                              1990-1995           4.6         4.8        0.8
    Mining                                                   1990-1995           0.5         0.4       (7.6)
    Construction                                             1990-1995          31.6        26.2       (3.6)
    Manufacturing                                            1990-1995          67.0        50.6       (5.5)
    Trans., Comm. & Public Utils.                            1990-1995          31.8        29.4       (1.6)
    Total Trade                                              1990-1995         176.0       166.7       (1.1)
      Wholesale Trade                                        1990-1995          51.3        45.3       (2.5)
      Retail Trade                                           1990-1995         124.7       121.4       (0.5)
    Finance, Insurance, & Real Estate                        1990-1995          93.2        84.7       (1.9)
    Services                                                 1990-1995         255.5       270.5        1.1
    Total Government                                         1990-1995          85.9        79.5       (1.5)
      Federal Civilian Govt.                                 1990-1995          10.3         8.8       (3.1)
      Federal Military Govt.                                 1990-1995           4.2         3.7       (2.5)
      State & Local Govt.                                    1990-1995          71.4        67.0       (1.3)
    TOTAL                                                    1990-1995         746.2       712.8       (0.9)


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Table 4-2   Economic and Demographic Data for the Subject Property's Market Area
            (continued)
--------------------------------------------------------------------------------

                                                                                                   Avg. Annual
Data Type                                                     Period      Data Point  Data Point   Comp. Change
---------------------------------------------------------------------------------------------------------------
Projected Employment - Nassau County (+000)
    Farm                                                     1995-2000           0.1         0.1       (0.8)%
    Agriculture Services, Other                              1995-2000           4.8         4.2       (2.5)
    Mining                                                   1995-2000           0.4         0.4        0.4
    Construction                                             1995-2000          26.2        26.3        0.0
    Manufacturing                                            1995-2000          50.6        45.5       (2.1)
    Trans., Comm. & Public Utils.                            1995-2000          29.4        29.7        0.2
    Total Trade                                              1995-2000         166.7       159.8       (0.8)
      Wholesale Trade                                        1995-2000          45.3        45.0       (0.1)
      Retail Trade                                           1995-2000         121.4       114.8       (1.1)
    Finance, Insurance, & Real Estate                        1995-2000          84.7        87.9        0.7
    Services                                                 1995-2000         270.5       278.4        0.6
    Total Government                                         1995-2000          79.5        79.6        0.0
      Federal Civilian Govt.                                 1995-2000           8.8         8.6       (0.4)
      Federal Military Govt.                                 1995-2000           3.7         3.7        0.2
      State & Local Govt.                                    1995-2000          67.0        67.2        0.1
    TOTAL                                                    1995-2000         712.8       711.8       (0.0)

                      Source: Woods & Poole Economics, Inc.

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The Lodging Market Supply and Demand Analysis section of this economic study and appraisal will relate these historical and projected growth trends to specific market segments based on their propensity to reflect visitation. This analysis will provide a basis for forecasting changes in room night demand in the subject property's area.

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5. Overview of External Forces Affecting the
   U.S. Lodging Industry

Introduction

Hotel ownership is ultimately the business of creating and enhancing value. To understand the investment potential of lodging facilities, investors must be thoroughly aware of the many forces that can cause changes in the value of their properties. Although some of these forces are internal (such as the layout and design of the facilities, the quality of management, and the condition of the property), others are external (such as the local economic environment and the competitive nature of the market). The risk associated with hotel investment lies largely with the external forces that are beyond the control of ownership and contribute to the variability of future income flows.

Investors and appraisers can project financial results by evaluating the historical impact of external forces on hotel values. Successful hotel investors seek opportunities where the risk of external forces can be minimized, thus reducing the uncertainty associated with income expectations.

When investors engage in due diligence prior to acquiring a lodging facility, they are primarily interested in trends affecting a limited geographic market area, such as a town, city, or county. A broader overview takes into account national and international travel patterns and trends. An understanding of the general characteristics of the United States hotel market is important because these trends often foreshadow economic and demographic changes in smaller areas.

This section of the appraisal will present an overview of the U.S. lodging industry by tracing many of the forces that influence hotel values. Historical economic and demographic data, and industry statistics will be analyzed to provide a basis for projections. Forecasts will be evaluated to determine their reasonableness. The conclusions represent another set of criteria that hotel investors consider in making their acquisition decisions.

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The Supply and Demand Relationship

Most business ventures are influenced by the relationship between supply and demand. In the hotel industry, supply refers to the number of units. A unit consists of one or more rooms and represents the smallest accommodation that can be rented to a guest. Each unit must have a full bath and its own entrance to a public hallway or the building exterior. Demand refers to a room night, which is one unit that is occupied for one night. The supply and demand relationship has a significant influence on a hotel's occupancy and/or average room rate.

Occupancy is calculated by dividing the number of rooms that are occupied for a specific period by the total number of rooms that are available during the same period. Average room rate is determined by dividing the total rooms revenue achieved during a specific period by the number of rooms occupied during that period; it also represents the weighted average of all the room rates charged during that period. In a market where demand is increasing faster than supply, occupancies rise and average rate growth generally exceeds inflation. When supply is increasing faster than demand, occupancies fall and average rates typically remain level or decline. Hotels generate revenue based on occupancy and average rate, and thus the supply and demand relationship is an important factor in analyzing profits and value.

Hotel occupancy levels have shown definite cycles that reflect the balance between supply and demand. The early 1970s marked the beginning of a hotel building boom reminiscent of the 1920s. Many factors contributed to this expansion, but the two main elements were readily available financing and aggressive chains that were eager to sell franchises. The new construction during the 1970s was made possible by the enormous amount of financing generated by all lenders, particularly real estate investment trusts (REITs). These high-leverage finance companies were created to allow small investors to participate in real estate mortgages and equities. The concept was quickly accepted by Wall Street, and soon billions of dollars were available to finance real estate projects. Many lenders became so overwhelmed with new money that their underwriting procedures broke down and some marginal developments were approved.

During the late 1960s and early 1970s, hotel companies actively expanded their chains through franchising. Franchising was a source of new capital, allowing hotel companies to grow and achieve national recognition using the franchisee's financial investment in individual properties. Some franchisors, eager to demonstrate sustained growth and establish a national

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presence, employed questionable marketing tactics to sell new franchises. Salespeople were often compensated based on the number of franchises sold, so there was little incentive to discourage developers from investing in poor locations and overbuilt markets. Many lenders and hostelry developers were led to believe that a national franchise would guarantee a successful operation.

The combination of readily available financing and aggressive hotel chains eager to sell franchises resulted in overbuilding and development of many poorly located, undercapitalized hostelries managed by inexperienced owners. The bubble burst on the lodging industry when inflation caused construction costs and interest rates to escalate. The 1974 energy crisis drastically reduced travel, and the accompanying recession curtailed business trips, conferences, and conventions.

Operators of marginal properties quickly fell behind in their mortgage payments, and lenders were forced to foreclose. As lenders became hostelry owners, they either organized work-out departments headed by experienced hoteliers or engaged professional hotel management companies to assume operational responsibilities. Sales data indicate that lenders who were looking for quick sales to remove nonperforming hotel assets from their books had to lower their prices substantially to attract all-cash buyers. Lenders who were willing to hold on to foreclosed hotels and employ professional management to reposition and improve the properties' operation were generally able to recoup their original investments in three to five years, once the industry began to recover. However, even lenders who repositioned their hotels had to take back favorable purchase-money financing to sell the properties because money from other sources was not available.

History has shown that during economic downturns, hotel values generally do not fall in proportion to the properties' declining incomes. Sellers, and particularly lenders who take back hotels through foreclosure, are often unwilling to sell at substantially reduced prices. They are more likely to wait out the downward cycle and dispose of their assets when the market begins to rebound. Thus, appraisers can best reflect market behavior by projecting a facility's net income to a point of recovery and applying the proper discounted cash flow procedure over that time period.

The late 1970s was a period of relative calm for the lodging industry. Because most lenders were recovering from the financial wounds inflicted by

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the 1975 recession, they had little interest in making hotel mortgages. New construction was restrained, and primarily consisted of additions to existing properties and the development of some large, downtown hotels oriented toward the commercial and convention markets. The rebirth of center-city hostelries was a direct result of fuel shortages and the availability of government financing for inner-city redevelopment projects. Highway-oriented properties, on the other hand, were adversely affected by escalating gasoline prices and decreased automobile travel, and these lodging facilities lost some of their appeal among investors and hotel companies.

Decreased building activity, the normal retirement of older hostelries from the market, and an improving economy created a favorable supply and demand relationship and record-high occupancy levels from 1979 to 1980. Average room rates increased rapidly as operators took advantage of the excess demand to recoup earlier losses and keep up with inflation.

After the decline in hotel development during the late 1970s, the environment appeared suitable for a period of renewed expansion. However, the Federal Reserve tightened the money supply in the early 1980s, sending the prime interest rate up to double-digit levels. Most of the projects that were in the preliminary planning stages but lacked sensible financing were put on hold.

Fiscal policy and declining energy prices eventually reduced the national inflation rate. This caused a decline in hotel interest rates beginning in 1983, and suddenly massive amounts of capital were available for real estate investments. Hotel developers who had been out of the market since the mid-1970s rushed to initiate new projects. They were aided by several major real estate development incentives: high occupancies and escalating room rates, readily available debt and equity financing, and unique income tax benefits designed to stimulate the national economy out of a recession.

During the early 1980s, trends were generally favorable for new hotel development. Although the recession caused a decline in lodging demand, many markets showed relatively high occupancy levels. Room rates were usually able to keep up with inflation, and the travel industry was expected to boom as a result of a recovering economy. Franchise sellers signed up new prospects aggressively, using product segmentation to justify the saturation of a market with a common brand.

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Financing was readily available from the savings and loan industry. Following deregulation, these banks were permitted to lend on commercial real estate, such as hotels. Although savings and loans had experience in making loans on single-family homes, few had expertise with commercial properties, and fewer still with hotels. The result was almost identical to the real estate investment trust fiasco the decade before: loan underwriting and administration were inept and sometimes nonexistent, the number of loans made seemed more important than the quality of the real estate and the integrity of the borrower, and short-term funds were often used to finance long-term mortgages. In the early 1990s, the industry suffered the consequences of this lending spree: most major hotel markets became severely overbuilt and many savings and loans went out of business.

Another factor contributing to hotel development in the 1980s was the very favorable treatment provided by income tax regulations. By carefully structuring hotel syndications to take advantage of all available tax benefits, investors could virtually recoup their total cash outlay in the first year and reap additional benefits in the future regardless of the economic success of the underlying asset. Because there was little incentive to justify a transaction's economics (i.e., cash flow and reversionary benefits), a number of syndicators overpaid for hotel properties, took out usurious fees, and overloaded their hotels with debt.

A change in the tax law in the mid-1980s eliminated many of the benefits associated with hotels, but the overbuilding in most markets was either in progress or had already taken place. By the end of the 1980s, the abuses of the savings and loans had become apparent, but it was too late to reverse the overbuilding. Between 1985 and 1990, approximately 556,000 rooms were added to the U.S. hotel supply.

The national economy entered another recession in 1990, and this factor (coupled with overbuilding and the Persian Gulf War in 1991) caused the national hotel occupancy rate to bottom out at 60.9%. In some markets, hotel occupancies were as low as 35%. This supply and demand imbalance was almost identical to the situation in the 1970s that led to numerous hotel failures. As in the REIT days, the number of non-performing loans reached record levels, and lenders moved to a work-out mode of operation in order to foreclose and restructure their hotel investments. Many of the savings and loans were taken over by the government and their hotel assets were sold at auction.

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According to the American Council of Life Insurance, which represents major life insurance companies, the number of delinquent hotel loans and the number of hotel loans in foreclosure peaked in 1991. This trend is undergoing a reversal as the U.S. lodging industry begins to recover. Loan restructuring was an attractive alternative to foreclosure during this period, and the number of loans in good standing with restructured terms almost doubled.

By 1993, new hotel construction had declined significantly. Lenders, trying to get out from under problematic hotel portfolios, curtailed all real estate lending and would not even consider hotels. The tax benefits associated with lodging facilities had been reduced significantly, and passive investors left the hospitality market entirely.

The slowdown in the growth of supply had a beneficial impact on occupancy levels, which started to recover in 1992. Improved occupancies are expected to continue through the late 1990s as increases in lodging demand outpace growth in supply.

Beginning in 1991, many lenders and the Resolution Trust Corporation (RTC) sold their oldest and least desirable hotels at liquidation prices. Because virtually no third-party financing was available, most lenders were forced to take back purchase-money mortgages at favorable terms in order to sell these properties without suffering massive write-downs. The newer and more desirable hotels were not put on the market, because their lenders/owners were waiting for values to recover. This course of action significantly reduced the number of transactions involving good-quality lodging facilities. The following table shows the volume of hotel transactions exceeding $10,000,000 between 1990 and 1995.

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Table 5-1 Summary of Major Hotel Transactions
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Year                           1990     1991     1992     1993     1994     1995
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Number of Transactions          130       54       67       52       92      104
Number of Rooms              40,543   16,427   25,187   19,935   33,503   36,951
Average Price Per Room     $136,000  $91,000  $85,000  $79,000  $80,000  $83,000

                           Source: HVS International

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In 1991, there were only 54 major hotel sales recorded. This number increased to 67 in 1992 and declined to 52 in 1993, then rose dramatically in 1994 and 1995. During the low-volume years, many sellers remained on the sidelines waiting for values to increase before placing their properties on the market. The jump in 1994 is attributable to a number of factors, including the greater availability of mortgage funds, a return of institutional investors to the market, and a resurgence of investor interest in lodging facilities.

The profile of typical hotel buyers has changed somewhat. During the mid-1980s, when tax-driven syndication's were popular, many hotels were purchased by passive investors who hired management companies to operate their properties. These owners had little involvement in day-to-day management decisions, which occasionally led to poor management and financial losses. Today, most buyers of major hotels are owner-operators who bring with them both the acquisition funds (usually from a joint venture partner) and management expertise. We also note that real estate investment trusts (REITs) and public hotel companies (C-Corps) are actively acquiring hotels using funds from public equity stock offerings.

The supply of new hotel rooms is expected to increase slowly during the next several years. Lenders are beginning to return to the market, and are making some hotel loans based on conservative criteria. Initially, mortgage funds were available mainly to the budget and economy lodging sectors, for the purpose of refinancing existing properties or assisting buyers in acquisitions. Now, a number of lenders are willing to finance new construction for these small, low-end properties. Although financing is also becoming available for the acquisition of large, full-service hotels, very little has been allocated for new construction. At present, active hotel lenders are not necessarily traditional banks and insurance companies, but may include credit companies and Wall Street securities firms.

A number of hotel owners and developers are now constructing budget and economy hotels; a few are planning more upscale, full-service properties. Most lenders are taking a conservative approach to new hotel loans, which should limit new development to those projects that demonstrate true economic feasibility. As a result, severe short-term overbuilding is unlikely.

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Room Rates

The supply and demand relationship has a direct impact on hotel occupancies and an indirect influence on room rate growth. Between 1978 and 1995, hotel room rates increased at an average annual compounded rate of almost 6%. Significant rate growth was recorded during the late 1970s and early 1980s as a result of strong occupancies (70%'s) coupled with a high monetary inflation rate (14%). In recent years, room rate growth slowed as a result of low occupancies and a drop in inflation.

Hotel room rates generally increase faster than the Consumer Price Index (CPI) when occupancies are strong or moving upward. When occupancies are low or declining, room rate growth tends to lag behind the CPI; in some cases, rates may remain flat or actually drop. The following table compares the historical and projected annual increase in hotel room rates in the United States to the change in the national CPI.

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Table 5-2 Percent Change in Average Room Rates Versus CPI - U.S. Hotels
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                                      Consumer Price
                  Hotel Room Rate         Index                 Hotel
     Year         Percent Change      Percent Change          Occupancy
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     1973             4.2%                  6.2%                70.2%
     1974             7.6                  11.0                 64.0
     1975             7.3                   9.1                 63.7
     1976             8.2                   5.7                 65.8
     1977             8.1                   6.5                 67.3
     1978            14.0                   7.7                 69.2
     1979            17.0                  11.3                 71.9
     1980            15.2                  13.5                 70.6
     1981            10.0                  10.3                 67.9
     1982             6.5                   6.2                 66.7
     1983             5.1                   3.2                 64.4
     1984             6.9                   4.3                 64.0
     1985             4.6                   3.6                 63.1
     1986             3.2                   1.9                 62.5
     1987             3.6                   3.6                 61.9
     1988             3.6                   4.1                 62.3
     1989             3.5                   4.8                 63.2
     1990             3.0                   5.4                 62.4
     1991             0.6                   4.2                 60.9
     1992             1.4                   3.0                 62.1
     1993             2.8                   3.0                 63.1
     1994             5.2                   2.6                 64.7
     1995             4.8                   2.8                 65.5
     1996*            5.0                   3.0                 66.0
     1997*            5.5                   3.5                 67.0
     1998*            6.0                   4.0                 68.0
     1999*            5.5                   4.0                 68.0
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               Source: Smith Travel Research & HVS International
                                   * Projected
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This table shows two periods when hotel room rate growth failed to keep pace with the CPI. From 1973 to 1975, the hotel industry was suffering from overbuilding related to real estate investment trusts, a recession, and a downturn in travel caused by the oil embargo. The second period of slow room rate growth occurred between 1988 and 1993, when the industry was again affected by overbuilding and a weak economy. The table illustrates

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that during periods of prosperity, room rates are a good hedge against inflation; this was true even when the CPI increased at double-digit levels.

The projections indicate a strong recovery of room rates as the relationship between supply and demand becomes more favorable. Growth is expected to peak in 1998 at 6%, which is significantly higher than the projected gain in the CPI. This may appear high, but a similar trend occurred in 1978, when room rates rose 14.0% and the CPI increased by only 7.7%.

Hotels are unique because their room rates can be adjusted at any time. Unlike office space, where rents are typically negotiated for a five-year period, hotel operators are free to base rates on occupancy trends. Using sophisticated yield management programs, modern lodging facilities can ride the demand curve and maximize room rates whenever the market permits. As a result, hotels generally offer significant upside potential during periods of economic prosperity.

If lodging facilities can increase room rates faster than the CPI and still maintain occupancies, bottom-line profits usually escalate. If they can raise room rates and occupancy at the same time, profits will grow significantly. The opposite occurs when room rates fail to keep pace with inflation. Because market value is basically a multiple of bottom-line profits, changes caused by fluctuations in occupancy and average rate have a direct impact on value.

Rooms Revenue per Available Room (RevPAR)

The ability of a hotel to maximize its occupancy and room rate is measured in terms of rooms revenue per available room (RevPAR), which is the product of occupancy and average rate. Between 1978 and 1995, RevPAR in the U.S. lodging industry increased at an average annual compounded rate of approximately 5%. As in the case of average rate, most of the increase occurred during the late 1970s, when occupancies escalated rapidly. The only decline in RevPAR occurred in 1991.

Trends in Hotel Sales

HVS International constantly monitors hotel markets in order to collect information on sales of lodging facilities. This comprehensive database is known as the Hospitality Market Data Exchange (HMDE). The HMDE includes more than 90% of all hotel sales that took place during this period.

The HMDE data shows that the number of transactions peaked at 726 in 1986. This strong activity is largely attributable to pending changes in the tax laws, which made it less favorable to own hotels. It is also possible that forward-thinking investors noted the substantial overbuilding and

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declining economy and decided to bail out at that time. In 1987 and 1990, the average sales price per room peaked at $75,000. This was more than twice the 1981 average of $36,000.

Following the 1990 peak, hotel prices fell rapidly as occupancies and profits were eroded by the massive number of hotel rooms entering the market. By 1991, the year of the Persian Gulf War, sales prices had fallen to $38,000 per room. Even the highest price per room declined from the record $1,195,652 (for the sale of the Bel Air Hotel) to $251,816 in 1992. The market hit bottom in 1993 when the average sales price dropped to $36,000 per room. Prices recovered rapidly in 1994 and 1995 as investors became interested in hotels again and more full-service properties were put on the market. In 1995, the average sales price was $61,000 per room.

The figures presented in the HMDE represent actual sales prices; no attempt was made to adjust for factors such as favorable or unfavorable financing, forced or liquidation sales, bankruptcy sales, foreclosures, and so forth. As a result, the average price per room does not necessarily reflect market value, which assumes a willing buyer and a willing seller. Many of the transactions that took place during the early 1990s involved unwilling sellers - usually lenders who were forced to liquidate hotel portfolios quickly at prices that were below market levels. Most hotel experts agree that a recovery is underway, and they recommend that owners hold their properties until more favorable conditions prevail.

Trends in Hotel Values

A more meaningful indicator of trends in hotel value is the Hotel Valuation Index (HVI), developed by HVS International. This index tracks changes in hotel values in 23 major markets and the nation as a whole. It is developed through an income approach, using market area data provided by Smith Travel Research and operational and capitalization rate information from HVS International, and is indexed to the 1986 U.S.A. value (1.0000). The following table sets forth the HVI from 1986 to 1995.

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Table 5-3 Hotel Valuation Index per Room
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                                                       Valuation Index Per Room
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                          1986     1987     1988    1989     1990     1991    1992     1993     1994    1995
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Honolulu                 3.3571   4.0357   4.6964  5.2857   5.3214   4.7857  4.9286   4.2857   4.3929  5.6071
New Orleans              1.5357   1.7500   2.2857  2.3929   2.5000   2.6071  3.2857   3.2500   3.8929  4.4286
New York                 3.5714   4.1071   4.6429  4.5357   3.9286   3.0357  2.5714   2.5714   3.1429  4.1071
San Francisco            2.5000   3.0893   3.2500  3.0714   2.9286   2.5714  2.5714   2.9643   3.2143  4.0000
Phoenix                  1.2143   1.0714   1.1786  1.5357   1.4286   1.2500  1.5000   1.9643   2.3571  3.2143
San Diego                2.8571   2.3571   2.5714  2.6786   2.3929   2.5357  2.5357   2.2143   2.3571  3.0357
Miami                    1.4286   1.6071   1.7321  2.1429   2.1786   2.2500  2.5714   2.7857   2.3214  2.9286
Washington, DC           2.1786   2.1786   2.4464  2.6071   2.2500   1.8571  2.0357   2.5000   2.3929  2.8929
Atlanta                  1.0714   1.0179   1.0536  1.0357   1.1429   1.1250  1.2857   1.7857   2.1429  2.6786
Minneapolis              0.7321   0.6964   0.7143  0.7143   0.7857   1.0000  1.2857   1.5714   1.8214  2.1786
Chicago                  1.4643   1.5000   1.5714  1.5000   1.4286   1.2143  1.2500   1.5000   1.8571  2.1786
Boston                   2.3571   2.7143   2.6071  2.1429   1.8214   1.2500  1.3036   1.3214   1.6071  2.1071
Fort Lauderdale          1.4643   1.2679   1.3214  1.4286   1.4821   1.3571  1.7143   1.8929   1.6071  1.9286
Orlando                  1.5000   1.6429   1.9286  2.5000   2.5357   1.8929  2.0714   1.7857   1.6071  1.8929
Denver                   0.5357   0.4464   0.4643  0.4821   0.7857   0.9268  1.0357   1.3214   1.5000  1.8571
Dallas                   0.5536   0.6250   0.6607  0.7321   0.7857   0.7143  0.9643   1.0357   1.3214  1.7143
USA                      1.0000   0.9464   1.0536  1.1250   1.0714   0.9214  0.9929   1.1429   1.3214  1.6071
Los Angeles              2.1071   2.2857   2.3929  2.4643   2.1786   1.5714  1.0714   0.9643   1.1964  1.5000
Tampa                    0.8393   0.7679   0.8571  1.1429   1.2857   1.0357  1.0714   1.0357   1.1071  1.3214
Anaheim                  1.7679   1.7321   1.7500  1.8571   1.6071   1.2857  0.9642   0.9464   0.8393  1.2500
Houston                  0.3571   0.4286   0.6964  0.7857   1.1071   1.1607  1.1429   1.0357   1.0000  1.1786
Philadelphia             1.4643   1.5357   1.4286  1.3214   1.0714   0.6786  0.5714   0.6071   0.7500  1.0714
Norfolk                  1.1786   1.0536   0.9286  0.7857   0.6429   0.5357  0.6071   0.6429   0.7500  0.9643
Riverside                0.9643   1.2143   1.5714  1.7143   1.4643   1.2500  0.7857   0.5357   0.4286  0.5357

                                       Source: HVS International
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The HVI can be used to show the value change in a particular market over time or to show the relative difference in hotel values in various cities. The following table shows the annual change in hotel values in 23 major markets and the United States as a whole.

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Table 5-4 Percent Change in the Hotel Valuation Index
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                                                          Annual Percent Change
                                                          ---------------------
                    '86-87    '87-88    '88-'89   '89-'90   '90-'91   '91-'92   '92-'93   '93-'94   '94-'95  '86-'95
                 --------------------------------------------------------------------------------------------------
Honolulu              20 %      16 %      13 %       1 %     -10 %       3 %     -13 %       3 %      28 %      67 %
New Orleans           14        31         5         4         4        26        -1        20        14       188
New York              15        13        -2       -13       -23       -15         0        22        31        15
San Francisco         24         5        -5        -5       -12         0        15         8        24        60
Phoenix              -12        10        30        -7       -13        20        31        20        36       165
San Diego            -18         9         4       -11         6         0       -13         6        29         6
Miami                 12         8        24         2         3        14         8       -17        26       105
Washington, DC         0        12         7       -14       -17        10        23        -4        21        33
Atlanta               -5         4        -2        10        -2        14        39        20        25       150
Minneapolis           -5         3         0        10        27        29        22        16        20       198
Chicago                2         5        -5        -5       -15         3        20        24        17        49
Boston                15        -4       -18       -15       -31         4         1        22        31       -11
Fort Lauderdale      -13         4         8         4        -8        26        10       -15        20        32
Orlando               10        17        30         1       -25         9       -14       -10        18        26
Denver               -17         4         4        63        18        12        28        14        24       247
Dallas                13         6        11         7        -9        35         7        28        30       210
USA                   -5        11         7        -5       -14         8        15        16        22        61
Los Angeles            8         5         3       -12       -28       -32       -10        24        25       -29
Tampa                 -9        12        33        12       -19         3        -3         7        19        57
Anaheim               -2         1         6       -13       -20       -25        -2       -11        49       -29
Houston               20        62        13        41         5        -2        -9        -3        18       230
Philadelphia           5        -7        -8       -19       -37       -16         6        24        43       -27
Norfolk              -11       -12       -15       -18       -17        13         6        17        29       -18
Riverside             26        29         9       -15       -15       -37       -32       -20        25       -44

                            Source: HVS International
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On a national basis, hotel values rose in 1988 and 1989, then declined in 1990 and dropped by 14% in 1991. A turnaround commenced in 1992, when values increased by 8%; still greater increases of 15% in 1993, 16% in 1994, and 22% in 1995 signaled that a recovery was well underway. In the case of the individual cities, it is obvious that the movement in national hotel values has been offset somewhat by trends in local markets. Between 1986 and 1995, Riverside hotels lost more than 40% of their value, while San Francisco showed a 60% increase. Anaheim, Los Angeles, and Philadelphia also suffered significant drops.

Future Trends

Most hotel owners, operators and lenders agree that the U.S. lodging industry has emerged from one of the worst periods since the Depression of 1929. Today, there are many indications that signal a strong recovery is underway, and most hotels have experienced a dramatic rise in profitability. Conversely, the hotel industry remains cyclical, and there are long-term trends and risk factors that could have an unfavorable impact on the operating results and investment potential of lodging facilities. The following list

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summarizes the positive and negative factors that are likely to influence the U.S. lodging industry in coming years.

o No significant amount of new hotel development is likely to occur during the next three to five years. Lenders stopped financing new hotels in the early 1990s because of the high rate of loan defaults, and they are only now starting to make construction loans. Although mortgage funds are available to refinance existing properties and construction loans are being made for economy hotels, mortgages for new hotels in the mid-rate, first-class, and luxury categories are still difficult to secure. This lack of financing is major barrier to entry, and will prevent a number of proposed projects from moving forward. With only a slow increase in supply, hotel occupancies should rebound as fast as the growth in demand permits.

o An additional barrier to entry is the current discrepancy between market values and replacement costs for first-class and luxury hotels. In today's market, many upscale hotels are still selling for prices that are below what it would cost to develop a comparable hotel. As a result, there is little justification for building a new hotel when a similar, existing facility is available for sale at some fraction of the cost. Until the gap between market value and replacement cost narrows, there will be minimal new hotel construction in the upper-tier segments. The market values and replacement costs of budget and economy hotels have been in equilibrium for several years which is another reason why new development is proceeding in these segments.

o The U.S. economy continues to improve, which suggests that more people are traveling. Many people curtailed their travel plans during the recent recession, and there is likely to be pent-up demand that will be released as consumer confidence escalates.

o Minimal additions to the hotel supply coupled with growth in demand should result in further improvement in occupancies during the next several years.

o As shown by the historical data, hotel room rates rise rapidly as occupancies escalate. The most frequent complaint that owners and operators had during the recent recession was their inability to achieve average rate gains. Starting in 1994, gains in hotel room rates returned to levels in excess of inflation, foreshadowing enhanced profitability. In real dollars, hotel room rates are expected to return to 1988 levels by 1998. This is a

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      good indication that hotel values will return to record levels in the next two to four years.

o The low cost of capital is another factor that tends to enhance value. Because capitalization rates are tied directly to the price of capital, the lower the cost, the lower the cap rate and the higher the value. The cost of hotel debt capital averaged 10.5% in 1990. Today, similar financing is available at 8.5% to 9.5%. Recent hotel sales support the downward trend in capitalization rates.

o Government regulations are becoming increasingly expensive for the U.S. hotel industry. A national health care policy could force small operators to provide better benefits for many more employees, particularly the part-time workers who are used extensively by hotels and restaurants. Environmental laws are becoming stricter and will require hotels to implement recycling, reuse, and conservation procedures. Congress has limited deductions for meals and entertainment expenses, which increases the cost of doing business in hotels and restaurants. Local municipalities use hotel rooms taxes as a source of revenue for general use, and the hotel rooms tax is so high in some areas that it has driven away demand. This is particularly true with respect to meetings and conventions, which can be held in cities that tax accommodations at a lower rate.

o Improved technology is rapidly changing the way business is conducted. During the next decade, advances such as video communication, enhanced data transfer, and faster transportation are expected to limit the need for face-to-face meetings and shorten the time that executives are away from their offices. Commercial hotels are bound to be influenced by this trend.

Conclusion

Interest in hotel acquisition has increased significantly during the past several years. Buyers have concluded that future earnings trends are likely to be favorable, and the risks posed by overbuilding or an economic downturn are small. Some sellers are holding their properties until prices reach a higher level. Consequently, we believe there is pent-up desire to sell once prices begin to approach levels that allow the existing (or restructured) debt to be paid off.

The fact that numerous buyers are chasing very few acquisition opportunities has had a favorable impact on recent sales prices. For buyers to be successful in this highly competitive market, their projected operating results

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must take into account at least a portion of any upside created from improved performance, particularly if the improvement can be readily achieved through management efficiencies. Capitalization rates based on historical operating income have fallen during the past several years. Hotel buyers in today's market must be aggressive in all of their acquisition assumptions. As a result, hotel values in some parts of the country are approaching the levels registered during the mid-1980s, and a full recovery is expected to occur in the next two to four years.

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6. Lodging Market Supply and Demand Analysis

MARKET FOR TRANSIENT ACCOMMODATIONS

The market for transient accommodations is an all-encompassing term referring to the many types of travelers who use lodging facilities in a given area. These travelers represent the market's accommodated room night demand. This section will begin with an analysis of historical demand trends to determine what changes have occurred; the historical number of competitive hotel rooms will then be estimated to evaluate local supply trends. Areawide occupancy levels can be calculated based on the number of hotel rooms available in the market and the demand for lodging accommodations. The total hotel room night demand will be divided into individual market segments to allow us to forecast growth rates based on the economic and demographic data set forth earlier in this report.

Historical Supply and Demand Data

Smith Travel Research (STR) has compiled historical supply and demand data for the subject property and its competitors. This information is presented in the following table, along with the marketwide occupancy, average rate, and rooms revenue per available room (RevPAR). RevPAR is calculated by multiplying occupancy by average rate, and provides an indication of how well rooms revenue is being maximized.

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Table 6-1   Historical Supply and Demand Trends (STR)
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                                                                                                       Year to Date   Average Annual
                                                                                                         (August)       Compounded
                                                                                                      --------------      Growth
                            1989      1990       1991       1992       1993      1994       1995      1995      1996   1989 - 1995
------------------------------------------------------------------------------------------------------------------------------------
Number of Rooms              561        561        561        561       561        582       643       643         640
Annual Guestroom Supply  204,675    204,675    204,675    204,675   204,675    212,309   234,695   156,249     156,249
Percent Change                --       0.0%       0.0%       0.0%       0.0%      3.7%      10.5%       --         0.0%    2.3%

Room Night Demand        132,425    125,466    117,279    125,875   136,109    137,152   166,633   109,999     114,062
Percent Change                --      (5.3)%     (6.5)%      7.3%       8.1%      0.8%      21.5%       --         3.7%    3.9%

Occupancy                   64.7%     61.3%      57.3%      61.5%      66.5%     64.6%      71.0%     70.4%       73.0%
Percent Change                --      (5.3)%     (6.5)%      7.3%       8.1%     (2.9%)      9.9%       --         3.7%    1.6%

Average Rate              $81.41    $79.11     $71.24     $65.72     $66.32    $65.09     $67.52    $66.34      $70.15
Percent Change                --      (2.8)%     (9.9)%     (7.7)%      0.9%     (1.9%)      3.7%       --         5.7%   (3.1)%

RevPAR                    $52.67    $48.49     $40.82     $40.42     $44.10    $42.05     $47.94    $46.70      $51.21
Percent Change                --      (7.9)%    (15.8)%     (1.0)%      9.1%     (4.7%)     14.0%       --         9.6%   (1.6)%


            Note: The 82-unit Fairfield Inn opened in October of 1994

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It is important to note some limitations of the STR data. Hotels are occasionally added to or removed from the sample, and not every property reports data in a consistent and timely manner; these factors can influence the overall quality of the information by skewing the results. These inconsistencies may also cause the STR data to differ from the results of our competitive survey. Nonetheless, we find that hotel buyers often rely on STR statistics, and thus they are considered relevant to this study.

As indicated by the preceding table, room supply in the competitive market has remained fairly stable over the past six years, except for the opening on October 15, 1994, of a Fairfield Inn, approximately five miles northeast of the subject property. The increase in guestroom supply from 1994 to 1995 is attributable to the fact that the Fairfield Inn was open for a full year in 1995, as opposed to only two and one-half months in 1994.

In 1990 and 1991, the competitive market registered decreases of 5.3% and 6.5%, respectively, in room demand, which can be attributed to the nationwide recession and the Persian Gulf War. Lodging demand recovered substantially in 1992, recording a strong 7.3% increase. It must be noted, however, that average rates for this year registered a significant drop of 7.7%, which may have contributed to the strong demand level. Room night demand increased significantly, by 8.1%, in 1993, indicative of a continued recovery from the economic downturn. It is important to note that January, 1993, was an exceptional month weather-wise, with the Blizzard of 1993 storming through the region. Local hotels recorded significant occupancy levels as many travelers were stranded in the area. Considering the additional room supply in the market, along with the exceptional occupancy level in January of 1993, the slight increase of 0.8% in 1994 does not suggest that the market experienced a significant slowing trend.

Concrete evidence of the market's relative strength is demonstrated by the 21.5% increase in demand reported in 1995. A majority of this remarkable increase in occupancy can be attributed to the opening of the Fairfield Inn in October of 1994, which increased the areawide room supply by 14.6%. The addition of these rooms to the market supported this increase in demand as this new property was able to accommodate the demand that had previously been unaccommodated by the existing hotels. The balance of the increase can be ascribed to the area's continued recovery from the economic recession experienced during the early years of the decade.

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In the first eight months of 1996, demand increased by 3.7% over the corresponding period in 1995. This further growth can be attributed to the continuing improvement in the regional economy and the resulting higher demand for hotel accommodations. Between 1989 and 1995, room night demand rose at an average annual compounded rate of 3.9%. The overall change in occupancy from 64.7% in 1989 to 71.0% in 1995 equates to an average annual compounded growth rate of 1.6%.

Average rate declined by 2.8% in 1990, and then plummeted by 9.9% in 1991, reflective of the nationwide recession and the Persian Gulf War. Moreover, Grumman, a major defense contractor and at one time the largest employer on Long Island, underwent significant cutbacks in 1991 as a result of a nationwide scale-back of the defense budget following the declaration of the Cold War's end. The overall economy in the region was devastated. Local lodging facilities reacted to the negative economic climate by decreasing average rates in an effort to maintain occupancy levels. Average rates registered a further 7.7% decline in 1992; this strategy was somewhat successful as occupancy in that year rose by 7.3%, resulting in a minimal 1.0% decrease in RevPAR.

As occupancy levels continued to rise in 1993, the market made some cautious attempts to recover average rates, which increased 0.9% in that year. Reflective of the cautious reaction to the additional room supply in the market following the opening of the Fairfield Inn, average rate decreased by 1.9% in 1994. In 1995 and year-to-date (through August) 1996, areawide occupancy surpassed the 70% mark for the first time since the 1980s. In response to this healthy demand level, hotel management took an aggressive position with respect to average rates. As a result, the market registered a 3.7% increase in average rate in 1995; a further gain of 5.7% was recorded in year-to-date 1996 when compared to results for the corresponding months of 1995. However, it must be noted that the areawide average rate remains well below the peak rate of $81.41 achieved in 1989. Overall, average rate in the market declined at an average annual compounded rate of 3.1% between 1989 and 1995.

Demand Analysis Using Market Segmentation

For the purpose of demand analysis, the overall market is divided into individual segments based on the nature of travel. Although a market may have various segments, the three primary classifications occurring in most areas are commercial, meeting and group, and leisure.

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Market segmentation is a useful procedure because individual classifications often exhibit unique characteristics in terms of growth potential, seasonality of demand, average length of stay, double occupancy, facility requirements, price sensitivity, and so forth. By quantifying the room night demand by market segment and analyzing the characteristics of each segment, the overall demand for transient accommodations can be projected. Lodging demand in Nassau County is generated primarily by the following three market segments.

      Segment 1         Commercial
      Segment 2         Meeting and Group
      Segment 3         Leisure

Based on our fieldwork, area analysis, and knowledge of the local lodging market, we estimate the year-end 1996 distribution of accommodated hotel room night demand as follows.

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Table 6-2  Estimated Year-end 1996 Accommodated Room Night Demand
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                                1996 Annual Room Night Demand (Rounded)
                        --------------------------------------------------------

                                      Percentage                      Percentage
Market Segment       Market Wide       of Total      Subject Property   of Total
--------------------------------------------------------------------------------
Commercial             113,000            61%            14,000            56%
Meeting and Group       13,000             7                  0             0
Leisure                 59,000            32             11,000            44
                       -------           ---             ------           ---
  Total                185,000           100%            25,000           100%
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Commercial demand predominates in the local market area, accounting for approximately 61% of the room night demand in 1996. Leisure demand shows a relatively strong presence, capturing approximately 32% of the market. Meeting and group demand recorded a 7% share of the room night demand. The subject property's market segmentation differs from that of the market as a whole, largely due to the limited meeting space available at the hotel. Furthermore, the hotel demonstrates a stronger orientation to the leisure segment than the market as a whole and a somewhat weaker presence in the commercial segment. This leisure orientation is due to the nature of the Howard Johnson affiliation, which is generally perceived to be somewhat weak in the commercial segment, and stronger in the leisure segment of the market.

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Using the distribution of accommodated hotel demand as a starting point, we will analyze the characteristics of each market segment in an effort to determine future trends in room night demand.

Commercial Segment

The commercial segment consists of individual business people who are visiting various firms in the subject property's market. Commercial demand is strongest Monday through Thursday nights, declines significantly on Friday and Saturday, and increases somewhat on Sunday. The typical length of stay ranges from one to three days, and the rate of double occupancy is a low 1.2 to 1.3 persons per room. Commercial demand is relatively constant throughout the year, although some declines are noticeable in late December and during other holiday periods.

Business travelers tend not to be particularly rate-sensitive, and will make use of a hotel's food and beverage outlets and recreational facilities. The commercial segment represents a highly desirable and lucrative market that provides a consistent level of demand at relatively high room rates. Future commercial demand potential is tied to the business and economic health of the surrounding area. During the past ten years, the economies of Nassau County and Long Island as a whole have shown moderately favorable growth trends, although economic trends indicate a considerable slowing in the early 1990s.

Commercial business is forecasted to contribute approximately 61% of the competitive market's total year-end 1996 room night demand. According to local hotel representatives, major commercial demand generators in the area include companies located in the 200/300 Jericho Quad/Chemical Bank office complex and the One and Two Jericho Plaza office complex, as well as other manufacturing and service companies that are situated in the area. These firms represent various economic sectors, including services, manufacturing, and FIRE (finance, insurance, and real estate). This diversity is significant because the area's major sources of commercial demand are not tied to the health of one particular industry.

We generally find a multiplier effect between employment growth in certain sectors and the increase in commercial lodging demand (i.e., one new FIRE employee will correspond to more than one new visitor). In conjunction with the recent trend of slower growth in the local economy, commercial demand increases have become more moderate. As the national and international economies improve and prominent local businesses increase their production and employment levels, commercial hotel demand is

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expected to rebound quickly. According to data provided by Smith Travel Research, total hotel demand in the competitive market rose at an average annual compounded growth rate of 3.9% between 1989 and 1995. However, this growth rate includes the 21.5% surge in demand recorded in 1995 as a result of the opening of the Fairfield Inn. Over the long term, growth from this segment is expected to be more moderate. Accordingly, we project that commercial demand (which comprises more than 61% of the total market) will increase by 3% in 1997 and 1998. Thereafter, we project demand in this segment to stabilize at 2% annual growth throughout the remainder of the projection period.

Meeting and Group Segment

The meeting and group market includes meetings, seminars, conventions, trade association shows, and similar gatherings of ten or more people. Peak convention demand typically occurs in the spring and fall. Because of vacations, the summer months represent the slowest period for this market segment; winter demand varies. The average length of stay for typical meetings and groups ranges from three to five days. Most commercial groups meet during the weekday period of Monday through Thursday, but associations and social groups will sometimes gather on weekends. Commercial groups tend to have a low double occupancy of 1.3 to 1.5 persons per room, while social groups are likely to have double occupancy rates ranging from 1.5 to 1.9.

Meeting and group demand in Nassau County is generated primarily by local businesses, and include functions such as training sessions, product announcements, meetings, and seminars. Most of these meetings are small, and range from 15 to 20 people. Non-commercial groups, such as civic associations and professional societies, are a secondary source of meeting and group demand. These types of meetings often range from 75 to 250 people. Most of the meetings and group functions in Nassau County are held at local hotels. Because the subject property is a limited-service facility and offers only two small meeting rooms totaling approximately 800 square feet of space, participation in this segment is inherently limited. Moreover, based on our discussions with on-site management of the subject property, participation in this segment is considered minimal.

Meeting and group patronage is quite profitable for hotels. Although room rates are discounted for large groups, the property benefits from the use of meeting space and the revenues generated by in-house banquets and cocktail receptions. Facilities that are necessary to attract meetings and groups include function areas with adequate space for breakout sessions, meals,

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and receptions; recreational amenities; and a sufficient number of guestrooms to house the attendees.

Future meeting and group demand is closely related to growth in the commercial segment. Because most meetings have either a direct or an indirect business purpose, the economic considerations that have an impact on commercial travel also affect meeting and group demand. The exception is non-commercial meetings, which are tied to the economic factors that influence leisure travel. It should be noted that meetings and similar events are booked in advance, and thus growth in this segment tends to lag slightly behind increases in commercial demand.

In light of this information and the relevant economic and demographic trends, we estimate that meeting and group demand in the subject property's market area will increase by 2% in 1997 and stabilize at the same rate annually thereafter.

Leisure Segment

The leisure market segment consists of individuals and families who are spending time in the area or passing through en route to other destinations. Their travel purposes may include sightseeing, recreation, visiting friends and relatives, or numerous other non-business activities. Leisure demand is strongest Friday and Saturday nights and all week during holiday periods and the summer months. These peak periods are negatively correlated with commercial visitation, underscoring the stabilizing effect of capturing weekend and summer tourist travel. The typical length of stay ranges from one to four days, depending on the destination and travel purpose, and the rate of double occupancy generally ranges from 1.8 to 2.5 persons per room.

Leisure travelers tend to be the most price-sensitive segment in the lodging market. They often prefer low-rise accommodations where parking is convenient to the rooms, and they typically demand extensive recreational facilities and amenities. Ease of highway access and proximity to tourist attractions are important locational considerations. Within the subject property's market area, leisure demand consists primarily of people attending events at the Westbury Music Fair, the Nassau Coliseum, or Hofstra University, or visiting friends and relatives. Additionally, leisure demand is also generated during the summer months by persons visiting the local beaches; because of the subject property's location along the Long Island Expressway and Jericho Turnpike and its proximity to the Meadowbrook Parkway (a main access road to the south shore beaches), the subject property is well suited for capturing this type of demand.

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Future leisure demand is related to the overall economic health of the nation. Trends showing changes in state and regional unemployment and disposable personal income often have a strong impact on non-commercial visitation. Based on our economic and demographic analysis of the area and our review of the operating histories of the individual properties within the market, we have forecasted growth in this segment of 1% annually throughout the projection period.

Conclusion

The purpose of segmenting the lodging market is to define each major type of demand, identify customer characteristics, and estimate future growth trends. Starting with an analysis of the local area, three segments were defined as representing the subject property's lodging market. Various types of economic and demographic data were then evaluated to determine their propensity to reflect changes in hotel demand. Based on this procedure, we forecast the following average annual compounded market segment growth rates.

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Table 6-3 Average Annual Compounded Market Segment Growth Rates
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                                     Annual Compounded Growth Rate
                               ---------------------------------------
                               1997   1998   1999   2000  2001   2002
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Commercial                      3.0%   3.0%   2.0%   2.0%  2.0%   2.0%
Meeting and Group               2.0    2.0    2.0    2.0   2.0    2.0
Leisure                         1.0    1.0    1.0    1.0   1.0    1.0

   Annual Average Growth       (6.2)%  7.1%   1.8%   1.8%  1.8%   1.8%
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The Plainview Plaza, one of the subjeoperty's primary competitors, plans to close 72 of its guestrooms in 1997 for renovations; following the renovation, this block of rooms will reopen in 1998 as 36 suites. With 72 fewer guestrooms in the market during the renovation process, we anticipate an overall decline in demand of 6.2%, as much of the demand previously accommodated by these rooms will be displaced. With the reopening of the new suites in 1998, some of this demand is expected to be recaptured. This recapture, together with the underlying growth in the market, results in a total increase of 7.1% in 1998. These growth rates will be used in subsequent sections of this study to forecast changes in lodging demand.

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COMPETITION

An integral component of the supply and demand relationship that has a direct impact on the availability of lodging demand is the current and anticipated supply of competitive lodging facilities. The Nassau County area is served by numerous hotels and motels located throughout the region. Unlike many other suburban market areas, these properties are not concentrated in clusters, but rather are spread throughout the area, generally proximate to the major highways that serve Long Island. We have identified five properties that are considered primarily competitive with the Howard Johnson Westbury_. These hotels have been selected based on their proximity to the subject property and, more significantly, to the demand generators that the Howard Johnson Westbury_ serves. Including the subject property, these primary competitors totaled 684 guestrooms in estimated year-end 1996.

Primary Competitors

The following table summarizes the important operating characteristics of the primary competitors. This information was compiled from personal interviews, inspections, lodging directories, and our in-house library of operating data. The table also sets forth each property's penetration factors; penetration is the ratio between a specific hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, the property is performing better than the market as a whole; conversely, if the penetration is less than 100%, the hotel is performing at a level below the marketwide average.

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Table 6-4 Competitive Lodging Facilities
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                                                                                  Estimated 1996
                                                                                Market Segmentation            Estimated 1995
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                                    Year     Number   Meeting     Meeting              Mtg.&                       Average
Property/Location                  Opened   of Rooms   Space   Space/Room     Comm.    Group   Leisure   Occupancy   Rate    RevPAR
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Subject Property
   120 Jericho Turnpike, Westbury   1967      80         800        10         55%       0%       45%       82.5%   $65.28   $53.86
Fairfield Inn
   24 Oak Drive, Syosset            1994      82         805        10         75        0        25        73.0     68.00    49.64
Holiday Inn
   369 Old Country Road, Westbury   1973      153       4,600       30         50       20        30        80.0     90.00    72.00
Ramada Limited
   8030 Jericho Turnpike, Woodbury  1972      102       1,342       13         60        0        40        75.0     60.00    45.00
Quality Inn
   7940 Jerich Turnpike, Woodbury   1965      85            0        0         60        0        40        74.0     54.00    39.96
Plainview Plaza
   150 Sunnyside Blvd, Plainview    1962      182       2,575       14         70       10        20        53.0     56.00    29.68
------------------------------------------------------------------------------------------------------------------------------------
Totals/Averages                               684                              61%       7%       32%       70.8%   $67.72   $47.93
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                                                            Estimated 1996
                                         ------------------------------------------------------
                                                   Average            Occupancy       Yield
Property/Location                        Occupancy   Rate    RevPAR  Penetration   Penetration
-----------------------------------------------------------------------------------------------
Subject Property
   120 Jericho Turnpike, Westbury           84.1%    $67.67  $56.92      113.3%       109.1%
Fairfield Inn
   24 Oak Drive, Syosset                    80.0      70.00   56.00      107.7        107.4
Holiday Inn
   369 Old Country Road, Westbury           82.0      92.00   75.44      110.4        144.6
Ramada Limited
   8030 Jericho Turnpike, Woodbury          76.0      62.00   47.12      102.3         90.3
Quality Inn
   7940 Jerich Turnpike, Woodbury           74.0      56.00   41.44       99.6         79.4
Plainview Plaza
   150 Sunnyside Blvd, Plainview            60.0      61.00   36.60       80.8         70.2
-----------------------------------------------------------------------------------------------
Totals/Averages                             74.3%    $70.24  $52.16      100.0%       100.0%
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                               [GRAPHIC OMITTED]

                                COMPETITION MAP

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Our survey of the primarily competitive hotels in the subject property's market shows that these properties range in size from 80 rooms (subject property) to 182 rooms (Plainview Plaza). The market demand has a strong commercial orientation; in 1996, this segment contributed 61% of the overall occupancy. The leisure segment accounted for 32% of the total, followed by the meeting and group segment at 7%.

By year-end 1996, the primary competitors are forecast to achieve an overall occupancy of 74.3% at an average rate of $70.24, equating to a RevPAR of $52.16. This represents a significant improvement over the comparable data for the previous year. The greatest occupancy gains were reported by the Plainview Plaza and the Fairfield Inn. With the exception of the Plainview Plaza, which exhibited stronger growth, all properties in the market are expected to achieve an estimated $2.00 increase in average rate.

In terms of occupancy, the subject property is the market leader in the competitive set, registering an 82.5% level in 1995, and an estimated 84.1% for year-end 1996. This high occupancy can be attributed to the subject property's superior location, as well as to the relatively small number of rooms. It is important to note that the subject property is one of the older properties in the market and is therefore more susceptible to any new competition moving into the area. In estimated year-end 1996, the subject property achieved a RevPAR of $56.92, which was higher than the $52.16 average for the competitive set, resulting in a yield penetration of 109.1%.

Each primary competitor was inspected and evaluated. Descriptions of our findings are presented below.

Fairfield Inn

The Fairfield Inn opened in Syosset, approximately five miles northeast of the subject property, on October 15, 1994. This property was originally constructed as a senior citizen home in 1991. However, due to the economic downturn of the Long Island market, the facility reportedly never opened. In response to the recent recovery of the regional economy, the facility was converted for transient use. The property contains 82 guestrooms and one small meeting room that can accommodate approximately 20 persons. Recreational facilities include a small fitness room and a game room. The hotel is currently owned by Gold Crest Properties and managed by Green Brier Inns. We estimate that the Fairfield Inn will derive approximately 75% of its year-end 1996 demand from the commercial segment and the remaining 25% from leisure travelers. Because of its limited amount of meeting space, the property derives minimal demand from the meeting and group

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segment. This property benefits from its affiliation as a Fairfield Inn by Marriott, which is one of the most successful limited-service brands in the market today.

Holiday Inn

The Holiday Inn is situated on Old Country Road in Westbury. In this location, the hotel is proximate to the concentrations of retail space (including Roosevelt Field and the redeveloped Roosevelt Raceway) that are the focal point of retail activity for all of Long Island. This property is owned and operated by Westbury Hotel Operators under a franchise agreement with Holiday Inn Worldwide; the restaurant and meeting facilities are leased to an independent third party.

The Holiday Inn contains 153 guestrooms. Meeting space is situated on a below-ground level and consists of three rooms that can accommodate 200 persons. Additional amenities include a restaurant, a lounge, an outdoor swimming pool, and a sauna. We estimate that for year-end 1996, the Holiday Inn will derive approximately 50% of its occupancy from the commercial segment, 20% from meeting and group demand, and 30% from leisure travelers.

Ramada Limited

The Ramada Limited is located in Woodbury, approximately six miles northeast of the subject property, on Jericho Turnpike. Currently underway at this property is a renovation that encompasses the replacement of some of the soft goods in all guestrooms and the installation of electronic door locks on all guestroom doors. The Ramada Limited reportedly was constructed in 1972. The hotel was operated as a full-service property known as the Ramada Inn until 1990 when the food and beverage outlets were closed and the hotel was renamed the Ramada Limited. According to management of the Ramada Limited, the hotel was previously operated by Crossroad Hospitality. However, the management contract was not renewed in September of 1994. The hotel is currently independently owned and operated by BDSP Holding Corporation. This facility offers two meeting rooms with a maximum capacity of 60 people.

We estimate that the Ramada Limited will derive approximately 60% of its year-end 1996 room nights from the commercial segment, while the remaining 40% will be generated by leisure travelers.

Quality Inn

The Quality Inn is located in Woodbury, approximately six miles northeast of the subject property. This hotel had reportedly not been renovated for about six or seven years and thus represented a very tired facility. The

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Quality Inn was purchased by Woodbury Hotel Associates in December of 1995 and is now undergoing extensive renovations. The scope of the renovations encompasses a new hotel lobby, guestroom beds, vanity units, showers, and soft goods. New HVAC units are being installed in all of the guestrooms as well as electronic door locks and televisions. New case goods are to be installed in all of the guestrooms some time in the near future. The parking lot was recently resurfaced as part of the renovation process.

The Quality Inn features exterior corridors, and its location is set back from a Chinese restaurant on Jericho Turnpike. Although a tall billboard sign is situated along Jericho Turnpike to assist motorists in locating the hotel, visibility of the property is inherently limited. We estimate that the Quality Inn will derive approximately 60% of its year-end 1996 demand from commercial business. The remaining 40% will be generated by leisure travelers.

Plainview Plaza

The Plainview Plaza is located approximately seven miles northeast of the subject property, along the southern service road of the Long Island Expressway. As a result of its location, the property enjoys excellent visibility from the expressway. In addition to 182 guestrooms, the hotel contains an outdoor swimming pool and meeting space that can accommodate up to 200 people. A 100-seat restaurant and a 70-seat lounge are also available. The Plainview Plaza was formerly affiliated with Howard Johnson. However, in January of 1995, the affiliation was discontinued.

According to our discussions with current management of this property, the hotel replaced the draperies and bedspreads in all guestrooms at the end of 1994. Approximately $350,000 was spent in 1995 to further maintain the property. In 1997, the Plainview Plaza will once again undergo renovations. A 72-room guestroom wing will be converted into an all-suite wing housing 36 suites; these units are scheduled to open in 1998. We estimate that the property will derive approximately 70% of its year-end 1996 occupancy from commercial demand, 10% from attendees of meeting and group functions, and the remaining 20% from leisure travelers.

Proposed Competitors

Based on our fieldwork in the market and our discussions with local hotel operators, developers, and government officials, there appear to be no hotel properties proposed or under construction that are likely to compete with the subject property. However, numerous hotel companies and developers have expressed a high level of interest in the Nassau County market area. Moreover, the high areawide occupancy levels suggest that the addition of new supply should be prudently factored into an occupancy forecast. Our

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experience indicates that once markets surpass occupancies levels in the mid-70% range, there is often some demand that cannot be accommodated by the existing hotels. Moreover, investors and developers rapidly become interested in such strong markets, particularly when the area is characterized by a degree of economic growth, thus increasing the likelihood of construction. In light of these factors and the cyclical nature of the lodging industry, we have included a hypothetical 100-room, limited-service hotel that is projected to be directly competitive with the subject property and is assumed to be open by January 1, 1999. The inclusion of such a facility will enable us to develop a more realistic model of the probable future trends in occupancy in the subject market area, and thus a more reliable estimate of stabilized occupancy for the subject property.

Conclusion

According to data supplied by Smith Travel Research, marketwide demand increased significantly in 1995, by 21.5%, and grew a further 3.7% in year-to-date (August) 1996. Marketwide average rates also posted healthy gains, rising from $65.09 in 1994 to $67.52 in 1995. Year-to-date statistics show a 5.7% gain, with average rate growing from $66.34 in year-to-date 1995 to $70.15 in year-to date 1996.

A majority of the area's lodging demand is generated by commercial travelers, who will constitute roughly 61% of the total year-end 1996 occupancy. All of the competitive hotels derived at least 50% of their demand from commercial business. Leisure demand contributed roughly 32% of the total, and the meeting and group market segment accounted for the remaining 7%. We have not identified any new hotels, proposed or under construction, that are likely to be competitive with the subject property. However, we have incorporated the opening of a hypothetical 100-room, limited-service hotel into our analysis as of January 1, 1999, as we believe the strength of the market will result in future additions to the local lodging supply.

HVS International, Mineola, New York    Projection of Occupancy and          69
                                        Average Rate
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================
7. Projection of Occupancy and Average Rate

Historical Operating Performance

The following table sets forth the subject property's historical occupancy, average rate, and RevPAR. For the purpose of comparison, we have also presented corresponding data (as provided by Smith Travel Research) for the competitive hotels described in the previous section. In addition to the annual percent change calculations, we have determined the subject property's occupancy, average rate, and RevPAR penetration factors.

HVS International, Mineola, New York    Projection of Occupancy and          70
                                        Average Rate
--------------------------------------------------------------------------------

=============
     HVS
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INTERNATIONAL
=============


================================================================================
Table 7-1 Historical Trends
--------------------------------------------------------------------------------

                                                     Year to Date (August)
                             1994          1995        1995        1996
--------------------------------------------------------------------------------

Subject Property

Occupancy                     73.8%        82.5%       80.3%       84.9%
Percent Change                  NA%        11.8%       --           5.7%
Occupancy Penetration        114.2%       116.2%      114.1%      116.3%

Average Rate                $ 62.46      $ 65.28     $ 64.20     $ 67.64
Percent Change                 N/A%         4.5%       --           5.4%
Average Rate Penetration      96.0%        96.7%       96.8%       96.4%

RevPAR                      $ 46.08      $ 53.87     $ 51.58     $ 57.43
Percent Change                 N/A%        16.9%       --          11.3%
RevPAR Penetration           109.6%       112.4%      110.4%      112.1%

Areawide (STR)

Occupancy                     64.6%        71.0%       70.4%       73.0%
Percent Change                (2.9)%        9.9%       --           3.7%

Average Rate                $ 65.09      $ 67.52     $ 66.34     $ 70.15
Percent Change                (1.9)%        3.7%       --           5.7%

RevPAR                      $ 42.05      $ 47.94     $ 46.70     $ 51.21
Percent Change                (4.7)%       14.0%       --           9.6%

--------------------------------------------------------------------------------

Operating data for the subject property was available only for calendar years 1994 and 1995, and for year-to-date (through August) 1996. The preceding table shows that the subject property outperformed the market in terms of occupancy in 1994, 1995, and year-to-date 1996. However, this performance was not matched in terms of average rate, as the subject property registered average rates that were lower than the market averages in 1994 and 1995. In year-to-date 1996, the subject property's average rate performance improved when compared to the corresponding eight months of 1995. As a result of the subject property's greater-than-marketwide occupancies, the hotel has consistently recorded RevPAR levels higher than the market average.

HVS International, Mineola, New York    Projection of Occupancy and          71
                                        Average Rate
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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The hotel's penetration rates have followed a similar trend, with occupancy penetration rate remaining above the hotel's fair share (100%) in 1994, 1995, and year-to-date 1996. Because of the hotel's below-market average rate, its penetration rate did not reached a fair share level (100%) during the historical period. As a result of this combination of strong occupancy and below-market average rate, RevPAR penetration levels have consistently been above the hotel's fair share of 100%.

A hotel's occupancy should also be evaluated on a monthly basis to identify seasonality trends. The following table sets forth the subject property's monthly occupancy from 1994 through year-to-date (August) 1996.

================================================================================
Table 7-2 Subject Property's Monthly Occupancy History
--------------------------------------------------------------------------------
                  1994                 1995                1996 Year to Date
                  ----                 ----                -----------------
                Occupancy    Occupancy     % Change     Occupancy     % Change
                ---------    ---------     --------     ---------     --------

January            56.2%        56.2%         0.0%         68.3%        21.5%
February           67.5         67.5          0.0          75.9         12.4
March              76.9         76.9          0.0          79.1          2.9
April              75.5         75.5          0.0          91.3         20.9
May                87.2         85.2         (2.3)         88.0          3.3
June               88.3         92.4          4.6          89.7         (2.9)
July               80.0         90.7         13.4          89.8         (1.0)
August             84.6         97.3         15.0          96.7         (0.6)
September          78.7         90.9         15.5           0.0          0.0
October            69.3         92.1         32.9           0.0          0.0
November           63.3         85.5         35.1           0.0          0.0
December           57.6         79.0         37.2           0.0          0.0
                  -----        -----        -----          ----         ----

  Full Year        73.8%        82.5%        11.8%          N/A%         N/A%
--------------------------------------------------------------------------------
The subject property's peak season is in the spring and summer, from March through the end of September, with occupancies percentages in the 80s and 90s during this period. The fall months - September, October, and November - also perform well, with occupancies in 1995 reaching levels in the mid 80% to low 90% range. These higher occupancy levels are attributed to the influx of commercial travelers in Nassau County during the mid to late summer. As mentioned in earlier sections of the report, occupancy levels are increasing due to the improved economy and more favorable economic climate. In the subject market area, occupancy declines moderately

HVS International, Mineola, New York    Projection of Occupancy and          72
                                        Average Rate
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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during the winter months owing to reduced commercial and leisure business.

Premise of the Projections

To a certain degree, occupancy and rate attainment can be manipulated by management. For example, hotel operators may choose to lower rates in an effort to maximize occupancy. Our forecasts reflect an operating strategy that we believe would be implemented by competent hotel management to achieve an optimal mix of occupancy and average rate.

Projected Room Night Demand

Lodging demand and occupancy can be projected through a process known as room night analysis. A room night is a unit of hotel demand that equals one room that is occupied for one night. After estimating the number of room nights a hotel can be expected to attract during a 12-month period, we can determine occupancy by dividing the number of room nights of demand captured by the number of room nights available (calculated as the room count x 365).

The total annual number of room nights occupied in the competitive hotels equates to the market's estimated year-end 1996 accommodated room night demand, as shown in the following table.

================================================================================
Table 7-3 1996 Accommodated Room Night Demand
--------------------------------------------------------------------------------

                              1996 Annual Room Night Demand (Rounded)
                     -----------------------------------------------------------
                                     Percentage                     Percentage
Market Segment       Marketwide       of Total    Subject Property   of Total
--------------------------------------------------------------------------------

Commercial             113,000           61%            14,000          56%
Meeting and Group       13,000            7                  0           0
Leisure                 59,000           32             11,000          44
                       -------          ---             ------         ---
  Total                185,000          100%            25,000         100%
--------------------------------------------------------------------------------

Latent Demand

The previous table illustrates the accommodated room night demand in the subject property's competitive market. Because this estimate is based on occupancies, it includes only those hotel rooms that were used by guests. Latent demand considers guests who could not be accommodated by the existing competitive supply, and can be divided into unaccommodated demand and induced demand.

HVS International, Mineola, New York    Projection of Occupancy and          73
                                        Average Rate
--------------------------------------------------------------------------------

=============
     HVS
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INTERNATIONAL
=============


Unaccommodated Demand

Unaccommodated demand refers to individuals who are unable to secure accommodations in the market because all of the local hotels are filled. These travelers must defer their trips, settle for less desirable accommodations, or stay in properties located outside the market area. Because this demand did not yield occupied room nights, it is not included in the estimate of historical accommodated room night demand.

Induced Demand

Induced demand represents the additional room nights that are expected to be attracted to the market following the introduction of a new demand generator. Situations that can induce demand include the opening of a new manufacturing plant, the expansion of a convention center, or the addition of a new hotel with a distinct chain affiliation or unique facilities.

As mentioned in a previous section of this report, the Old Country Road corridor has been the focus of several new retail developments. Although we believe that there might be some induced demand entering the market as a result of the opening of these large retail stores, for the purpose of this report, we did not incorporate any induced demand into our room night analysis as a result of the new development; however, we did consider this factor in our final selection of a stabilized occupancy level.

It should be noted, however, that marketwide demand will be reduced by an estimated 15,800 room nights in 1997. This reduction reflects the planned renovation at the Plainview Plaza, whereby 72 standard guestrooms will be removed from the supply and converted into 36 suites. We have shown 50% of the demand returning in 1998, when the 36 suites are scheduled to open; however the balance of 50% will remain unaccommodated. These calculations are shown in the following table.

================================================================================
Table 7-4 Induced Demand Calculation
--------------------------------------------------------------------------------

                         1997      1998     1999      2000      2001     2002
--------------------------------------------------------------------------------

Phase-in:                (100)%     (50)%    (50)%     (50)%     (50)%    (50)%

Commercial            (11,000)   (5,500)  (5,500)   (5,500)   (5,500)  (5,500)
Meeting and Group      (1,600)     (800)    (800)     (800)     (800)    (800)
Leisure                (3,200)   (1,600)  (1,600)   (1,600)   (1,600)  (1,600)
                       -------   -------  -------   -------  --------  -------
  Total               (15,800)   (7,900)  (7,900)   (7,900)   (7,900)  (7,900)

--------------------------------------------------------------------------------

HVS International, Mineola, New York    Projection of Occupancy and          74
                                        Average Rate
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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Total Usable Room Night Demand

Total usable room night demand is estimated by combining accommodated demand and usable latent demand. Usable latent demand is that portion of latent demand that can be absorbed based on the number of existing and proposed hotel rooms in the market. The following table shows the projected annual change in accommodated and usable room night demand in the subject property's competitive market.

================================================================================
Table 7-5 Total Usable Room Night Demand
--------------------------------------------------------------------------------

                           Historical     1997        1998        1999        2000        2001        2002        2003
------------------------------------------------------------------------------------------------------------------------
Commercial
Growth Rate                       --         3.0%        3.0%        2.0%        2.0%        2.0%        2.0%        2.0%
Accommodated Demand          113,026     116,417     119,910     122,308     124,754     127,249     129,794     132,390
Usable Latent                     --     (11,000)     (5,500)     (5,500)     (5,500)     (5,500)     (5,500)     (5,500)

Meeting and Group
Growth Rate                       --         2.0%        2.0%        2.0%        2.0%        2.0%        2.0%        2.0%
Accommodated Demand           13,145      13,408      13,676      13,950      14,229      14,514      14,804      15,100
Usable Latent                     --      (1,600)       (800)       (800)       (800)       (800)       (800)       (800)

Leisure
Growth Rate                       --         1.0%        1.0%        1.0%        1.0%        1.0%        1.0%        1.0%
Accommodated Demand           59,252      59,845      60,443      61,047      61,657      62,274      62,897      63,526
Usable Latent                     --      (3,200)     (1,600)     (1,600)     (1,600)     (1,600)     (1,600)     (1,600)

Totals
Commercial                   113,026     105,417     114,410     116,808     119,254     121,749     124,294     126,890
Meeting and Group             13,145      11,808      12,876      13,150      13,429      13,714      14,004      14,300
Leisure                       59,252      56,645      58,843      59,447      60,057      60,674      61,297      61,926
Airline                            0           0           0           0           0           0           0           0
                            --------    --------    --------    --------    --------    --------    --------    --------
  TOTAL DEMAND               185,423     173,870     186,129     189,405     192,740     196,137     199,595     203,116

Annual Forecasted Growth                    (6.2)%       7.1%        1.8%        1.8%        1.8%        1.8%        1.8%

--------------------------------------------------------------------------------

Guestroom Supply

In estimated year-end 1996, the competitive properties provided a total of 684 guestrooms. The room supply is expected to change in 1997 with the closure of 72 guestrooms at the Plainview Plaza hotel for renovation, and the reopening of 36 renovated suites in 1998. As discussed earlier in the section entitled Lodging Market Supply and Demand Analysis, we have included a hypothetical 100-room, limited-service hotel that is projected to be directly competitive with the subject property and is assumed to be open by

HVS International, Mineola, New York    Projection of Occupancy and          75
                                        Average Rate
--------------------------------------------------------------------------------

=============
     HVS
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INTERNATIONAL
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January 1, 1999. With these changes, room supply is projected to increase to 748 rooms in 1999.

The following table shows the projected competitive supply of available rooms and available room nights. To calculate the annual number of available room nights, the number of available rooms is multiplied by 365.

================================================================================
Table 7-6 Available Rooms and Room Nights
--------------------------------------------------------------------------------

                           Total Room                      Overall
                             Night       Room Nights     Competitive
             Year            Demand       Available       Occupancy
          ----------------------------------------------------------

          Historical        185,423        249,660           74%
             1997           173,870        223,380           78
             1998           186,129        236,520           79
             1999           189,405        273,020           69
             2000           192,740        273,020           71
             2001           196,137        273,020           72
             2002           199,595        273,020           73
             2003           203,116        273,020           74
--------------------------------------------------------------------------------

Overall Competitive Occupancy

With forecasted growth in demand, overall competitive occupancy is expected to increase from 74% in year-end 1996 to 79% by 1998. However, with the opening of the hypothetical property in 1999, the projected increase in room supply is expected to adversely impact areawide occupancy by ten percentage points, dropping overall occupancy to 69% in that year. From the year 2000 and beyond, growth in room demand is expected to fully absorb the increase in room supply occurring in 1999, and overall competitive occupancy is expected to increase steadily.

Competitive Index Analysis

Competitive indexes are used to analyze the relative market position of each property on the basis of a particular demand segment. The index represents the number of times each year that one room is occupied by one type of traveler (e.g., commercial, meeting and group, or leisure), or the number of room nights actually accommodated per year, per room, per market segment. For example, if a hotel has a commercial competitive index of 190, each room in the property is occupied 190 times a year by a commercial traveler. The competitive index is calculated by dividing a hotel's annual accommodated room night demand in a particular market segment by that property's room count. Competitive indexes will be used to illustrate

HVS International, Mineola, New York    Projection of Occupancy and          76
                                        Average Rate
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     HVS
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INTERNATIONAL
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each property's position in the market based on its ability to compete with other local lodging facilities.

Commercial Segment

The historical commercial segment competitive indexes in the subject property's market ranged from 153 to 219. With an index of 219, the Fairfield Inn was the most competitive property in the commercial market in year-end 1996. At 169, the subject property ranked second, followed by the Ramada Limited at 166. We have assumed that the subject property has reached stabilization at 169 and shall maintain the same index throughout the projection period. Indexes for the Fairfield Inn, the Holiday Inn, and the Ramada Limited are also expected to remain unchanged during the projection period; these properties are not planning any significant renovations in the next few years that would alter their competitiveness.

Current renovations at the Plainview Plaza and the Quality Inn are expected to increase their competitiveness in the commercial market during the projection period. The proposed hypothetical hotel has been given a stabilized competitive index similar to that for the Fairfield Inn, as we believe that if a new hotel were to open in the market, it would probably be a property with a positioning similar to that of a Fairfield Inn, a Hampton Inn, or a Marriott Courtyard.

================================================================================
Table 7-7 Commercial Segment Competitive Indexes
--------------------------------------------------------------------------------

Property            Historical  1997     1998      1999     2000      2001
--------------------------------------------------------------------------------
Subject Property       169       169      169       169      169       169
Fairfield Inn          219       219      219       219      219       219
Holiday Inn            150       150      150       150      150       150
Ramada Limited         166       166      166       166      166       166
Quality Inn            162       170      175       175      175       175
Plainview Plaza        153       155      156       156      156       156
Proposed Hotel           0         0        0       190      200       220
--------------------------------------------------------------------------------

Meeting and Group Segment

There are only two hotels in the market with facilities capable of accommodating large meetings and groups: the Holiday Inn and the Plainview Plaza. The Holiday Inn contains meeting space that can accommodate up to 200 people. Although more of a tourist hotel, the Plainview Plaza offers meeting facilities with a 200-person, theater-style capacity, and a ballroom that can be divided into three rooms through the use of air walls. With the recent renovation of the Plainview Plaza, we believe that this hotel will be

HVS International, Mineola, New York    Projection of Occupancy and          77
                                        Average Rate
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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able to participate more extensively in the meeting and group segment. Because the subject property offers only 800 square feet of meeting space, participation in this segment is inherently limited. Based on our conversations with management of the subject property, the Howard Johnson Westbury derives negligible demand from this segment.

The following table illustrates the competitive indexes in the meeting and group segment.

================================================================================
Table 7-8 Meeting and Group Segment Competitive Indexes
--------------------------------------------------------------------------------

Property            Historical   1997     1998      1999     2000      2001
--------------------------------------------------------------------------------

Subject Property         0         0        0         0        0         0
Fairfield Inn            0         0        0         0        0         0
Holiday Inn             60        60       60        60       60        60
Ramada Limited           0         0        0         0        0         0
Quality Inn              0         0        0         0        0         0
Plainview Plaza         22        25       26        26       26        26
Proposed Hotel           0         0        0         0        0         0

--------------------------------------------------------------------------------

Leisure Segment

With an index of 138, the subject property was the most competitive property in the leisure market in estimated year-end 1996. The Ramada Limited was the second-most competitive at 111, followed by the Quality Inn, which achieved a competitive index of 108 in year-end 1996. The subject property's lack of participation in the meeting and group segment, and orientation towards the commercial and leisure market segments explain the subject property's strength in the leisure segment. We have assumed that the subject property has reached stabilization at 138 and have forecast that the hotel will maintain this historical level throughout the projection period. Additionally, the Fairfield Inn, the Holiday Inn, and the Ramada Limited will also retain the same indexes through the projection period, as no changes or renovations are planned at these properties that would increase their competitiveness in the leisure segment.

Current renovations at the Plainview Plaza and the Quality Inn are expected to increase the competitiveness of these properties in the leisure market during the projection period. The proposed hypothetical hotel has been given a stabilized competitive index similar to that of the Fairfield Inn; as noted previously, we believe that if a new hotel were to open in the

HVS International, Mineola, New York    Projection of Occupancy and          78
                                        Average Rate
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     HVS
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INTERNATIONAL
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market, it would most likely be a property with a positioning similar to that of a Fairfield Inn, a Hampton Inn, or a Marriott Courtyard.

The following table illustrates the competitive indexes in the leisure segment.

================================================================================
Table 7-9 Leisure Segment Competitive Indexes
--------------------------------------------------------------------------------

Property            Historical  1997     1998      1999     2000      2001
--------------------------------------------------------------------------------

Subject Property       138       138      138       138      138       138
Fairfield Inn           73        73       73        73       73        73
Holiday Inn             90        90       90        90       90        90
Ramada Limited         111       111      111       111      111       111
Quality Inn            108       110      115       115      115       115
Plainview Plaza         44        54       60        60       60        60
Proposed Hotel           0         0        0        60       70        75

--------------------------------------------------------------------------------

Subject Property's Room Night Capture and Occupancy

After the competitive index is calculated, it is adjusted to reflect the property's room count, yielding a figure referred to as the market share adjuster. The market share adjuster of each property is then divided by the total market share adjuster for all of the competitors, resulting in each hotel's market share. By multiplying the projected market share by the area's usable room night demand, we can determine the total number of room nights captured by a specific hotel. Occupancy is then calculated by dividing the projected number of room nights captured by the property's total number of available room nights.

Multiplying the subject property's projected market share by the estimated room night demand in each segment results in the following estimate of room nights captured by the hotel.

HVS International, Mineola, New York    Projection of Occupancy and          79
                                        Average Rate
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     HVS
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INTERNATIONAL
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================================================================================
Table 7-10 Room Nights Captured by the Subject Property
--------------------------------------------------------------------------------

                      1997       1998       1999      2000       2001       2002
                   -------------------------------------------------------------

Commercial
Demand             105,417    114,410    116,808   119,254    121,749    124,294
Market Share        0.1314     0.1240     0.1056    0.1048     0.1032     0.1032
                   --------  ---------  ---------  --------   --------   -------
Capture             13,856     14,190     12,337    12,497     12,564     12,827

Meeting and Group
Demand              11,808     12,876     13,150    13,429     13,714     14,004
Market Share        0.0000     0.0000     0.0000    0.0000     0.0000     0.0000
                   --------  ---------  ---------  --------   --------   -------
Capture                  0          0          0         0          0          0

Leisure
Demand              56,645     58,843     59,447    60,057     60,674     61,297
Market Share        0.1923     0.1820     0.1656    0.1632     0.1620     0.1608
                   --------  ---------  ---------  --------   --------   -------
Capture             10,893     10,711      9,846     9,800      9,828      9,857

    Total Capture   24,749     24,900     22,183    22,298     22,393     22,684

--------------------------------------------------------------------------------

Dividing the total number of room nights captured by the subject property's number of available room nights per year (calculated as 80 x 365) produces the projected occupancy percentage.

================================================================================
Table 7-11 Calculation of the Subject Property's Projected Occupancy
--------------------------------------------------------------------------------

                           1997     1998     1999     2000      2001      2002
                         ------------------------------------------------------
Total Room Nights
  Captured/Year          24,749   24,901   22,183   22,297    22,392    22,684
Available Room Nights    29,200   29,200   29,200   29,200    29,200    29,200
Occupancy                 84.76%   85.28%   75.97%   76.36%    76.68%    77.68%
Rounded                      85%      85%      76%      76%       77%       78%

--------------------------------------------------------------------------------
For the purpose of forecasting income and expense, we will use the following occupancy levels.

HVS International, Mineola, New York    Projection of Occupancy and          80
                                        Average Rate
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     HVS
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INTERNATIONAL
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================================================================================
Table 7-12 Occupancy Forecast
--------------------------------------------------------------------------------

                         Year              Occupancy
                      -------------------------------
                         1997                 85%
                      Stabilized              78

--------------------------------------------------------------------------------

Although the preceding room night analysis shows the subject property achieving a 85% occupancy in 1998, we have chosen to use a stabilized level of 78%. The stabilized occupancy is intended to reflect the anticipated results of the property over its remaining economic life, given any and all changes in the life cycle of the hotel. Thus, the stabilized occupancy excludes from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusually high or low occupancies. Although the subject property may operate at occupancies above this stabilized level, we believe it equally possible for new competition and temporary economic downturns to force the occupancy below this selected point of stability.

AVERAGE RATE ANALYSIS

One of the most important considerations in estimating the value of a lodging facility is a supportable forecast of its attainable average rate, which is more formally defined as the average rate per occupied room. Average rate can be calculated by dividing the total rooms revenue achieved during a specified period by the number of rooms sold during the same period. The projected average rate and the anticipated occupancy percentage are used to forecast rooms revenue, which in turn provides the basis for estimating most other income and expense categories.

Average Rate by Month

The following table shows the subject property's monthly occupancy and average rate for calendar years 1994 and 1995 and year-to-date 1996, through August.

HVS International, Mineola, New York    Projection of Occupancy and          81
                                        Average Rate
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     HVS
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INTERNATIONAL
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================================================================================
Table 7-13 Subject Property's Occupancy and Average Rate by Month
--------------------------------------------------------------------------------

                        1994                        1995                         1996 Year to Date
                        ----                        ----                         -----------------
                            Average                    Average                             Average
                 Occupancy   Rate    Occupancy  % Chg    Rate    % Chg   Occupancy  % Chg    Rate    % Chg
                 ------------------  ----------------------------------  ----------------------------------
January             56.2%   $59.67      56.2%    0.0%   $59.67    0.0%      68.3%   21.5%   $65.05    9.0%
February            67.5     59.30      67.5     0.0     59.30    0.0       75.9    12.4     65.31   10.1
March               76.9     62.42      76.9     0.0     62.42    0.0       79.1     2.9     66.40    6.4
April               75.5     64.09      75.5     0.0     64.09    0.0       91.3    20.9     63.15   (1.5)
May                 87.2     60.72      85.2    (2.3)    67.92   11.9       88.0     3.3     67.01   (1.3)
June                88.3     58.94      92.4     4.6     66.53   12.9       89.7    (2.9)    71.02    6.7
July                80.0     63.58      90.7    13.4     65.63    3.2       89.8    (1.0)    70.31    7.1
August              84.6     63.26      97.3    15.0     64.64    2.2       96.7    (0.6)    71.28   10.3
September           78.7     64.62      90.9    15.5     66.45    2.8         NA      NA       NA      NA
October             69.3     64.49      92.1    32.9     68.56    6.3         NA      NA       NA      NA
November            63.3     60.99      85.5    35.1     67.43   10.6         NA      NA       NA      NA
December            57.6     67.93      79.0    37.2     66.52   (2.1)        NA      NA       NA      NA

Weighted Average    73.8%   $62.46      82.5%   11.8%   $65.28    4.5%        NA%     NA%      NA      NA%
                    ----     -----      ----    ----     -----    ---       ----    ----     -----   ----

--------------------------------------------------------------------------------

The previous table underscores the correlation between a hotel's occupancy and its average rate: as occupancy increases, rates tend to follow. On a monthly basis, the Howard Johnson Westbury's average rate fluctuates_, generally showing the highest levels in May, June, October, and November, when commercial travel is at its peak. The subject property recorded average rates over $70 for the first time since 1994 in June, July, and August of 1996. With the exception of April and May of 1996 and December of 1995, the subject property has registered consistent positive growth in average rate. Consistent increases in occupancy have also been recorded, with the exception of May of 1995 and June and July of 1996.

Competitive Positioning

The Howard Johnson Westbury's average rate will be projected using a competitive positioning method. This technique begins with an analysis of the average rates achieved by the subject property and its competitors. These rates establish a range that reflects certain characteristics of the specific market, such as price sensitivity, demand orientation, and occupancy. The subject property's average rate is then compared to those of the hotels to which it is most similar in terms of size, quality, facilities, amenities, market orientation, location, management, image, and affiliation. Adjustments are made to reflect any relevant differences.

HVS International, Mineola, New York    Projection of Occupancy and          82
                                        Average Rate
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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Although the average rate analysis presented here follows the occupancy projections, these two statistics are highly correlated; in reality, one can not project occupancy without making specific assumptions regarding average rate. This relationship is best illustrated by rooms revenue per available room (RevPAR), which reflects a property's ability to maximize rooms revenue. The following table summarizes the estimated year-end 1996 average rate and RevPAR of the subject property and its competitors.

================================================================================
Table 7-14 Estimated Year-end 1996 Average Rate and RevPAR of the Primary
           Competitors
--------------------------------------------------------------------------------

                                    1996               1996
                                  Average          Rooms Revenue
        Property                 Room Rate       Per Available Room
        ------------------------------------------------------------------------

        Subject Property           $67.67               $56.92
        Fairfield Inn               70.00                56.00
        Holiday Inn                 92.00                75.44
        Ramada Limited              62.00                47.12
        Quality Inn                 56.00                41.44
        Plainview Plaza             61.00                36.60
                                   ------               ------
          Average                  $70.24               $52.16

        ------------------------------------------------------------------------

As the preceding table indicates, the Holiday Inn registered the highest average rate, $92.00, in the market in estimated year-end 1996, followed, at some distance, by the Fairfield Inn with $70.00. The subject property placed third, with a $67.67 average rate. This competitive position is reasonable for the subject property given that the Holiday Inn is a full-service hotel, and the Fairfield Inn is the newest facility in the market. Although the Plainview Plaza is a full-service hotel, it is operated as an independent hotel, without a franchise, and thus has experienced difficulties in achieving high occupancies and average rates. The recent and planned renovations at the Plainview Plaza are expected to assist the hotel in achieving higher average rates.

Average Rate Increases

It is important to note that hotel room rate increases do not necessarily conform to the underlying monetary inflation rate, because lodging facilities are influenced by market conditions such as the relationship between supply and demand. A hotel's ability to raise room rates is affected by a number of factors, including the following.

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o Supply and Demand Relationships - The relationship between supply and demand is one of the factors that determine hotel occupancies and average rates. Strong markets where lodging demand is increasing faster than supply are often characterized by rate growth that exceeds inflation. Markets that are overbuilt or suffering from declining demand are unlikely to exhibit any significant increases in average rates.

o Inflationary Pressures - Price increases caused by inflation affect hotel room rates by eroding profit margins and encouraging operators to raise prices. This strategy is effective only in markets that are characterized by a healthy supply and demand relationship.

o Improving the Competitive Standard - When a new lodging facility enters a mature market, its rates may be set higher than the marketwide average in an effort to justify the development costs. This may allow other competitors to achieve corresponding gains by effectively raising the amount the market will bear. However, if the addition to supply has a severe impact on the occupancy levels of other hotels, price competition may ensue.

o Property-Specific Improvements - Changes that make a hotel more or less attractive to guests can have an impact on average rate. An expansion, renovation, upgrading, or the introduction of additional facilities and amenities may enable greater-than-inflationary room rate increases. Likewise, deferred maintenance may make a property less competitive, engendering a decline in room rates.

In determining average rate projections, changes that occur prior to occupancy stabilization are generally attributable to factors that are specific to the property and the market. After a hotel achieves a stabilized occupancy, room rates are generally expected to continue to increase at the underlying inflation rate throughout the remainder of the projection period.

Statistics provided by Smith Travel Research has indicated strong average rate growth in the past two years, with average rate increasing 3.7% in 1995. Furthermore average rates in the market have increased by 5.7% in 1996 over 1995 levels. The subject property has experienced a 5.4% increase in average rate in 1996 over 1995. Based on these considerations, the following table shows our projection of average rate increases.

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Table 7-15 Average Rate Forecast
--------------------------------------------------------------------------------
                               Areawide   Subject Property's  Subject Property's
                   Areawide      Rate           Rate              Projected
   Year           Occupancy    Increase       Increase           Average Rate
--------------------------------------------------------------------------------
Positioned Base      --           --                --            $67.67
   1997              78 %      5% to 7%            4.0%            70.38
   1998              79         4 to 6             4.0             73.20
   1999              69         4 to 5             3.5             75.76
   2000              71         3 to 4             3.5             78.41
   2001              72         3 to 4             3.5             81.16
   2002              73         3 to 4             3.5             84.00
--------------------------------------------------------------------------------

To derive a forecast of average rate for the subject property, we have recognized the strong level of demand in the market. We anticipate that the subject property's average rate will increase by 4% in the first two projection years, then slow somewhat and stabilize at a growth rate of 3.5% in 1999, equivalent to the underlying inflationary rate.

The following occupancy and average rate levels will be used to project the subject property's rooms revenue.

================================================================================
Table 7-16 Forecast of Occupancy and Average Rate
--------------------------------------------------------------------------------

                  Year             Occupancy         Average Rate
               --------------------------------------------------

                  1997                 85 %             $70.38
               Stabilized              78                73.20

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8. Highest and Best Use

The concept of highest and best use recognized by the Appraisal Institute distinguishes between the highest and best use of the land (as though vacant) and that of the property (as improved). Highest and best use is defined as:

The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(7)

The concept of highest and best use is the premise upon which value is based, and is a product of competitive forces in the marketplace. The principle of balance holds that real property value is created and sustained when contrasting, opposing, or interacting elements are in a state of equilibrium. This principle applies to relationships among various property components as well as the relationship between the costs of production and the property's productivity. The point of economic balance is achieved when the combination of land and building is optimal (i.e., when no marginal benefit or utility is achieved by adding another unit of capital). The law of increasing returns holds that larger amounts of the agents of production produce greater net income up to a certain point, after which the law of diminishing returns is applied.(8)

It is important to recognize that the highest and best use of the land (as though vacant) may differ from the highest and best use of the property (as improved). This may occur when a site has existing improvements and the highest and best use of the land differs from the current use. Nonetheless, the current property use will continue until the value of the land under its highest and best use exceeds the value of the property in its current use, plus the cost to remove the existing improvements.

(7) The Appraisal of Real Estate - Tenth Edition, Appraisal Institute, Chicago, IL, 1992, p. 45.

(8)   Ibid., p. 40.

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In consideration of the factors influencing development in the immediate area, it is the appraisers' opinion that the highest and best use of the subject site, as vacant, would be its current use as a transient lodging facility.

Based on the fact that the value of the land does not exceed the value of the hotel plus the cost of demolition, it is our opinion that the subject property's highest and best use, as improved, is its current use as a lodging facility.

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9. Approaches to Value

In appraising real estate for market value, the appraiser has three approaches from which to select: the income capitalization, sales comparison, and cost approaches. Although all three valuation procedures are given consideration, the inherent strengths of each approach and the nature of the subject property must be evaluated to determine which will provide supportable estimates of market value. The appraiser is then free to select one or more of the appropriate approaches in arriving at a final value estimate.

The Income Capitalization Approach

The income capitalization approach takes a property's projected net income before debt service and allocates this future benefit to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component is calculated. The total of the mortgage component and the equity component equals the value of the property. This approach is often selected as the preferred valuation method for income-producing properties, because it most closely reflects the investment rationale of knowledgeable buyers.

The Sales Comparison Approach

The sales comparison approach estimates the value of a property by comparing it to similar properties that have been sold on the open market. To obtain a supportable estimate of value, the sales price of a comparable property must be adjusted to reflect any dissimilarities between it and the property being appraised.

The sales comparison approach may provide a useful value estimate in the case of simple forms of real estate, such as vacant land and single-family homes, where the properties are homogeneous and the adjustments are few and relatively simple to compute. In the case of complex investments such as shopping centers, office buildings, restaurants, and lodging facilities, where the adjustments are numerous and more difficult to quantify, the sales comparison approach loses much of its reliability.

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Hotel investors typically do not employ the sales comparison approach in reaching their final purchase decisions. Factors such as the lack of recent sales data, the numerous insupportable adjustments that are necessary, and the general inability to determine the true financial terms and human motivations of comparable transactions often make the results of this technique questionable. Although the sales comparison approach may provide a range of values that supports the final estimate, reliance on this method beyond the establishment of broad parameters is rarely justified by the quality of the sales data.

The market-derived capitalization rates sometimes used by appraisers are susceptible to the same shortcomings inherent in the sales comparison approach. To substantially reduce the reliability of the income capitalization approach by employing capitalization rates obtained from unsupported market data weakens the final value estimate and ignores the typical investment analysis procedures employed by hotel purchasers. Because appraisers are obligated to mirror the actions of the marketplace, we generally give the sales comparison approach minimal weight in the hotel appraisal process beyond bracketing the final estimate.(9)

The Cost Approach

The cost approach estimates market value by computing the current cost to replace the property and subtracting any depreciation resulting from physical deterioration, functional obsolescence, and external (or economic) obsolescence. The value of the land, as if vacant and available, is then added to the depreciated value of the improvements to produce a total value estimate.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements grow older and begin to deteriorate, the resultant loss in value becomes increasingly difficult to quantify accurately. We find that knowledgeable hotel buyers base their purchase decisions on economic factors, such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, this approach is given minimal weight in the hotel valuation process. As noted in Hotels and Motels: A Guide to Market

(9) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 209.

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Analysis, Investment Analysis, and Valuations, "the cost approach is seldom used to value existing hotels and motels."(10)

Reconciliation

The final step in the valuation process is the reconciliation and correlation of the value indications. Factors that are considered in assessing the reliability of each approach include the purpose of the appraisal, the nature of the subject property, and the reliability of the data used. In reconciliation, the applicability and supportability of each approach are considered, and the range of value indications is examined. The most significant weight is given to the approach that produces the most reliable solution and most closely reflects the criteria used by typical investors.

Our nationwide experience with numerous hostelry buyers and sellers indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the investors who constitute the marketplace. For this reason, the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in the hotel valuation process.

(10) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 208.

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10. Income Capitalization Approach

The income capitalization approach is based on the principle that the value of a property is indicated by its net return, or what is known as the present worth of future benefits. The future benefits of income-producing properties, such as hotels, are net income before debt service and depreciation (as estimated by a forecast of income and expense) and any anticipated reversionary proceeds from a sale. These future benefits can be converted into an indication of market value through a capitalization process and discounted cash flow analysis. Using the income capitalization approach, the subject property has been valued by analyzing the local market for transient accommodations, examining existing and proposed competition, and developing a forecast of income and expense that reflects current and anticipated income trends and cost components through a stabilized year of operation.

The forecast of income and expense is expressed in current dollars for each year. The stabilized year is intended to reflect the anticipated operating results of the property over its remaining economic life, given any or all applicable stages of build-up, plateau, and decline in the life cycle of the hotel. Thus, income and expense estimates from the stabilized year forward exclude from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusual revenues or expenses.

As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, published by the Appraisal Institute, "of the three valuation approaches available to the appraiser, the income capitalization approach generally provides the most persuasive and supportable conclusions when valuing a lodging facility."(11) This text recommends that using a ten-year forecast and an equity yield rate "most accurately reflects the actions of typical hotel buyers, who purchase properties based

(11) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p.236.

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on their leveraged discounted cash flow."(12) The simpler procedure of using a ten-year forecast and a discount rate is "less reliable because the derivation of the discount rate has little support. Moreover, it is difficult to adjust the discount rate for changes in the cost of capital."(13)

We have used both methods to discount the subject property's projected net income into an estimate of value. Method One is a ten-year discounted cash flow analysis in which the cash flow to equity and the equity reversion are discounted to the present value at the equity yield rate, and the income to the mortgagee is discounted at a mortgage interest rate. The sum of the equity and mortgage values is the total property value. Method Two is a simple ten-year discounted cash flow analysis in which the annual net income before debt service and the reversionary proceeds following a sale at the end of the tenth year are discounted back to the date of the appraisal at an overall discount rate, and then totaled to produce an indication of the present worth of future benefits.

To convert the projected income stream into an estimate of value through Method One, the anticipated net income (before debt service and depreciation) is allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. The total of the mortgage component and the equity component equals the value of the property. The process is described as follows.

1. The terms of typical hotel financing are set forth, including interest rate, amortization term, and loan-to-value ratio.

2. An equity yield rate of return is established. Numerous hotel buyers base their equity investments on a ten-year equity yield rate projection that takes into account ownership benefits such as periodic cash flow distributions, residual sale or refinancing distributions that return any property appreciation and mortgage amortization, income tax benefits, and various non-financial considerations such as status and prestige. The equity yield rate is also known as the internal rate of return on equity.

(12) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

(13)  Ibid.

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3. The value of the equity component is calculated by first deducting the annual debt service from the projected net income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value. After deducting the mortgage balance at the end of the tenth year and the typical brokerage and legal costs, the equity residual is discounted back to the date of value at the equity yield rate. The net income to equity for each of the ten projection years is also discounted to the present value. The sum of these discounted values equates to the value of the equity component. Adding the equity component to the initial mortgage balance yields the overall property value.

      Because the mortgage and the debt service amounts are unknown but the loan-to-value ratio was determined in Step #1, the preceding calculation can be solved through an iterative process or by use of a linear algebraic equation that computes the total property value. The algebraic equation that solves for the total property value using a ten-year mortgage and equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."14

4. The value is proven by allocating the total property value between the mortgage and equity components and verifying that the rates of return set forth in Steps #1 and #2 can be met from the projected net income.

The process of converting the projected income stream into an estimate of value through Method Two is described as follows.

1. A discount rate is established by evaluating the total property yield derived by Method One. Occasionally, the discount rate may be adjusted slightly based on the total property yields indicated by recent transactions involving hotels similar to the subject property.

2. The reversionary value is calculated by capitalizing the 11th-year net income by the terminal capitalization rate and deducting typical brokerage and legal fees.

(14) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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3. The ten-year forecast of net income (before debt service and depreciation) and the reversionary value are discounted to the date of value at the rate derived above.

Review of Operating History

Because the Howard Johnson Westbury is an existing hotel with an established operating performance, its historical income and expense experience can serve as a basis for projections. The subject property opened in 1967 and achieved occupancy levels of 72.7% in 1994 and 82.5% in 1995. The following income and expense statements were provided by Ashford Financial Corporation and are unaudited. Where applicable, we have reorganized the statements in accordance with the Uniform System of Accounts for Hotels.

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Table 10-1 Historical Operating Performance
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Year:                                  1995                                          1994
Total Rooms:                             80                                            80
Occupied Rooms:                      24,094                                        14,243
Complimentary Rooms:                    409                                           251
Days Open:                              365                                           245
Occupancy:                            82.5%               Amount per  Amount per    72.7%                Amount per  Amount per
Average Rate:                        $65.29   Percentage  Available    Occupied    $62.94   Percentage   Available    Occupied
                                     (+000)   of Revenue     Room        Room      (+000)   of Revenue       Room       Room
-------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                            $1,546        95.4%    $19,331     $64.18      $ 881        95.9%     $11,009     $61.83
   Telephone                            61         3.7         757       2.51         28         3.1          350       1.97
   Other Income                         15         0.9         185      12.45         10         1.1          122       0.69
      Total                          1,622       100.0      20,273      67.31        919       100.1       11,481      64.49
-------------------------------------------------------------------------------------------------------------------------------
 DEPARTMENTAL EXPENSES*
   Rooms                               300        19.4       3,751      12.45        183        20.8        2,285      12.84
   Telephone                            27        44.1         334       1.11         17        62.1          218       1.22
   Other Income                          0         0.0           0       0.00          0         1.1            1       0.01
      Total                            327        20.1       4,084      13.56        200        21.8        2,504      14.07
-------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME                  1,295        79.9      16,188      53.75        718        78.3        8,977      50.42
-------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General            192        11.8       2,395       7.95        116        12.7        1,454       8.17
   Management Fee                       49         3.0         608       2.02         28         3.0          346       1.94
   Marketing                            70         4.3         870       2.89         15         1.6          188       1.05
   Franchise Fees                       49         3.0         608       2.02         44         4.8          554       3.11
   Property Oper. & Maint.             115         7.1       1,439       4.78         54         5.9          675       3.79
   Energy                              111         6.8       1,383       4.59         72         7.8          901       5.06
      Total                            584        36.0       7,302      24.25        329        35.8        4,118      23.13
-------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                           711        43.9       8,886      29.50        389        42.5        4,859      27.29
-------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                      154         9.5       1,926       6.40         72         7.9          901       5.06
   Insurance                            19         1.2         234       0.78         18         2.0          225       1.26
   Reserve for Replacement              65         4.0         811       2.69         28         3.0          345       1.94
   Ground Lease                         51         3.2         643       2.13         34         3.7          428       2.41
   Fixed 2                               0         0.0           0       0.00          1         0.1           15       0.09
      Total                            289        17.9       3,613      12.00        153        16.7        1,915      10.75
-------------------------------------------------------------------------------------------------------------------------------
NET INCOME                           $ 422        26.0%     $5,273     $17.50      $ 236        25.8%      $2,944     $16.54
===============================================================================================================================

*Departmental expense ratios are expressed as a percentage of departmental revenues.

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Table 10-2 Historical Operating Performance
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Year:                        1995 YTD                                        1996 YTD
Total Rooms:                       80                                              80
Occupied Rooms:                15,310                                          16,220
Complimentary Rooms:                0                                               0
Days Open:                        242                                             243
Occupancy:                      79.1%                 Amount per  Amount per    83.4%                  Amount per  Amount per
Average Rate:                  $64.46     Percentage  Available    Occupied    $67.87      Percentage  Available    Occupied
                               (+000)     of Revenue     Room        Room      (+000)      of Revenue     Room        Room
------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                       $  987        95.3%     $12,336      $64.46      $1,101        95.6%     $13,761      $67.87
   Telephone                       40         3.9          504        2.63          42         3.7          528        2.60
   Other Income                     8         0.8          106        0.55           9         0.8          109        0.54
      Total                     1,036       100.0       12,946       67.65       1,152       100.1       14,398       71.01
------------------------------------------------------------------------------------------------------------------------------
 DEPARTMENTAL EXPENSES*
   Rooms                          189        19.1        2,362       12.34         216        19.6        2,700       13.32
   Telephone                       17        42.0          212        1.11          24        55.9          295        1.46
   Other Income                     0         0.0            0        0.00           0         0.0            0        0.00
      Total                       206        19.9        2,574       13.45         240        20.8        2,995       14.77
------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME               830        80.1       10,371       54.19         912        79.3       11,403       56.24
------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General       125        12.0        1,556        8.13         131        11.4        1,642        8.10
   Management Fee                  31         3.0          388        2.03          35         3.0          432        2.13
   Marketing                       44         4.3          555        2.90          50         4.3          624        3.08
   Franchise Fees                  31         3.0          388        2.03          36         3.1          444        2.19
   Property Oper. & Maint          73         7.1          915        4.78          65         5.6          813        4.01
   Energy                          75         7.2          933        4.88          76         6.6          947        4.67
      Total                       379        36.6        4,736       24.75         392        34.0        4,902       24.18
------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                      451        43.5        5,635       29.44         520        45.3        6,501       32.06
------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                 110        10.6        1,375        7.18          83         7.2        1,039        5.12
   Insurance                       12         1.2          154        0.81          13         1.1          165        0.81
   Reserve for Replacement         41         4.0          518        2.71          46         4.0          576        2.84
   Ground Lease                    34         3.3          428        2.24          34         3.0          431        2.12
   Fixed 2                          0         0.0            0        0.00           0         0.0            0        0.00
      Total                       198        19.1        2,475       12.93         177        15.3        2,210       10.90
------------------------------------------------------------------------------------------------------------------------------
NET INCOME                     $  253        24.4%      $3,160      $16.51      $  343        30.0%      $4,291      $21.16
==============================================================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues.

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These historical income and expense statements show that operating efficiencies were achieved in the rooms department in 1995; rooms expense declined from 20.8% of the corresponding revenue in 1994 to 19.4% in 1995. Efficiencies have also been achieved in the telephone department; expenses in this department were 62.1% of telephone revenue in 1994, and 44.1% in 1995. Operating expenses have remained relatively stable; declines achieved in property operations and maintenance for year-to-date 1996 are attributed to costs for some of the on-site renovations being allocated to this department. Operating results for year-to-date (through August) indicate that efficiencies have been achieved in fixed expenses, with a decline from 19.1% of total revenue in year-to-date 1995 to 15.3% for the corresponding period in 1996. This decline is mainly attributable to a decline in property taxes between the two time periods.

Forecast of Income and Expense

The forecast of income and expense is intended to reflect the appraisers' subjective estimate of how a typical buyer would project the subject property's future operating results. Depending on the dynamics of the local market, a typical buyer's projection may be adjusted upward or downward. We have attempted to consider these factors in formulating this forecast.

HVS International uses a fixed and variable component model to project a lodging facility's revenue and expense levels. This model is based on the premise that hotel revenues and expenses have one component that is fixed and another that varies directly with occupancy and facility usage. A projection can be made by taking a known level of revenue or expense and calculating its fixed and variable components. The fixed component is then held constant, while the variable component is adjusted for the percent change between the projected occupancy and facility usage and that which produced the known level of revenue or expense.

Base-Year Statement of Income and Expense

Based on our review of the operating histories of the subject property and comparable hotels, we have derived a base-year statement of income and expense expressed in 1995 dollars. The units of comparison include a percentage of departmental and total revenue, amounts per available room, and amounts per occupied room. The income and expense ratios reflect an occupancy level of 82.5%. The base-year profit and loss statement will be used to determine the relationship between the fixed and variable components.

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Table 10-3 Base-Year Statement of Income and Expense
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Year:                           1995
Number of Rooms:                  80
Occupancy:                     82.5%
Average Rate:                 $65.29    Percent of   Amount per   Amount per
Occupied Rooms:               24,094      Total      Available     Occupied
                              (+000)     Revenue       Room          Room
--------------------------------------------------------------------------------
Revenue
   Rooms                     $ 1,573       95.5%      $19,665      $ 65.29
   Telephone                      59        3.6           742         2.46
   Other Income                   15        0.9           185         0.61
Total Revenue                $ 1,647      100.0       $20,591      $ 68.37
--------------------------------------------------------------------------------
Expenses
   Rooms*                    $   338       21.5%      $ 4,228      $ 14.04
   Telephone*                     31       53.0           393         1.31
   Administrative & General      192       11.6         2,395         7.95
   Management Fee                 49        3.0           618         2.05
   Marketing                      70        4.2           870         2.89
   Franchise Fees                 63        3.8           787         2.61
   Property Oper. & Maint        104        6.3         1,295         4.30
   Energy                        111        6.7         1,383         4.59
   Property Taxes                126        7.6         1,573         5.22
   Insurance                      24        1.5           300         1.00
   Reserve for Replacement        66        4.0           824         2.73
   Ground Lease                   51        3.1           643         2.13
Total Expenses               $ 1,225       74.3%      $15,307      $ 50.83
--------------------------------------------------------------------------------
Net Income                   $   423       25.7%      $ 5,284      $ 17.54
================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues
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Inflation Assumptions

The base revenue and expense amounts are inflated to reflect current dollars for each projection year. Line items can be affected by different factors.

We must establish a general rate of inflation that will be applied to most revenue and expense categories. The following table shows inflation estimates made by economists at some noted institutions and corporations.

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Table 10-4 Inflation Estimates
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                                              Projected Increase in Consumer
                                               Price Index (Annualized Rate
                                                  Versus 12 Months Earlier)
                                              -------------------------------
                                                    November       May
Source                                               of 1996     of 1997
------------------------------------------------------------------------------
Maureen Allyn, Scudder Stevens Clark                   3.1%        2.3%
Wayne Angell, Bear Stearns                             3.0         3.2
Richard Berner, Mellon Bank                            2.9         2.8
David Berson, Fannie Mae                               2.9         2.8
David Blitzer, S&P                                     3.0         2.7
Paul Boltz, T. Rowe Price                              3.2         3.5
David Bostian, Herzog, Heine, Geduld                   2.9         2.5
Philip Braverman, DKB Securities                       3.0         2.8
William Brown, J.P. Morgan                             3.3         3.2
Rosanne Cahn, CS First Boston                          3.1         2.6
James Coons, Huntington National Bank                  3.2         3.0
Michael Cosgrove, The Econoclast                       3.2         3.3
Dewey Daane, Vanderbilt University                     3.4         3.6
Robert Dederick, Northern Trust                        3.1         3.4
W.Dudley, Goldman Sachs                                3.4         3.2
Michael Englund, MMS Intl.                             3.2         3.3
Michael Evans, Evans Group                             3.0         3.0
Gail Fosler, Conference Board                          3.5         3.6
Maury Harris, Paine Webber, Inc.                       2.8         2.8
Tracy Herrick, Jefferies & Co.                         3.2         3.6
Stuart Hoffman, PNC Bank                               3.1         2.8
William Hummer, Wayne Hummer                           2.9         3.0
Edward Hyman, ISI Group                                2.8         2.1
Saul Hymans, University of Michigan                    2.7         1.7
Mieczyslaw Karczmar, Deutsche Bank                     2.8         3.2
Kurt Karl, WEFA Group                                  2.6         2.3
Irwin Kellner, Chase Manhattan Bank                    2.6         2.3
D. Laufenberg, American Express Financial Advisors     3.2         3.4
Michelle Laughlin, Sanwa Securities                    3.0         3.2
Carol Leisenring, CoreStates Financial                 2.7         2.5
Richard Lemmon, General Motors                         3.0         3.0
Mickey Levy, NationsBank Capital Markets               2.6         2.4
David Littmann, Comerica                               3.1         3.0
John Lonski, Moody's Investors Service                 3.3         3.2
Paul McCulley, UBS Securities                          3.0         2.8
John McDevitt, 3M                                      2.6         2.5
Arnold Moskowitz, Moskowitz Capital                    3.1         3.5
John Mueller, LBMC, Inc.                               3.2         2.5
David Munro, High Frequency Econ.                      3.0         2.5
Carl Palash, MCM MoneyWatch                            3.0         3.0
Nicholas Perna, Fleet Financial Group                  3.3         3.3
Elliott Platt, Donaldson Lufkin                        2.8         2.0
Maria F. Ramirez, MF Ramirez                           3.0         3.0
Donald Ratajczak, Georgia State University             3.0         3.3
David Resler, Nomura Securities International          2.9         2.6
Allan Reynolds, Hudson Institute                       3.3         3.6
Richard Rippe, Prudential Securities                   3.1         3.3
A. Gary Schilling, Schilling & Co.                     3.0         3.0
Allen Sinai, Lehman Brothers                           3.2         3.4
James Smith, University of North Carolina              2.1         1.9
Susan Sterne, Economic Analysis                        2.5         2.5
Donald Straszheim, Merrill Lynch                       2.7         2.3
Thomas Synott III, U.S. Trust Company                  3.3         3.4
John Williams, Bankers Trust                           3.0         3.1
Raymond Worseck, A.G. Edwards                          3.6         3.3
David Wyss, DRI/McGraw-Hill                            3.0         2.5
Edward Yardeni, Deutsche Morgan Grenfell               2.2         2.0
Mark Zandi, Regional Financial Associates              3.0         3.2
                                                       ---         ---
                  Averages                             3.0%        2.9%

                   Source: Wall Street Journal, July 1, 1996
--------------------------------------------------------------------------------

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The preceding table shows inflation forecasts averaging 3.0% through November of 1996 and 2.9% through May of 1997. Most of the economists in the sample estimate inflation rates ranging from 2.5% to 3.4% for the 12-month period, although several anticipate levels of slightly greater than 3.4%. As a further check on these inflation projections, we have reviewed historical increases in the Consumer Price Index.

Because the value of real estate is predicated on cash flows over a relatively long period, inflation should be considered from a long-term perspective. Between 1986 and 1995, the national CPI increased at an average annual compounded rate of 3.7%. In consideration of these historical trends, the projections set forth above, and our assessment of probable property appreciation levels, we have selected a stabilized inflation rate of 3.5% in 1999, and annually thereafter.

One of the exceptions to this general inflation assumption is the projected growth in average rate. As noted earlier, increases in the subject property's room rate are projected as follows.

================================================================================
Table 10-5 Projected Growth in Average Rate
--------------------------------------------------------------------------------

                                              Increase From
                         Year                 Previous Year
                -----------------------------------------------
                         1997                      4.0%
                         1998                      4.0
                         1999                      3.5
                         2000                      3.5
                      Thereafter                   3.5

--------------------------------------------------------------------------------

Using these inflation assumptions, the base-year income and expense statement (which is expressed in 1995 dollars) is inflated to arrive at projections. Each revenue and expense category will be projected using the inflated base statement to determine the fixed and variable component relationships.

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Rooms Revenue

Rooms revenue is determined by two variables: occupancy and average rate. Earlier in this report, we estimated the subject property's occupancy and average rate as follows.

================================================================================
Table 10-6 Projected Occupancy and Average Rate
--------------------------------------------------------------------------------

                                                 1997       Stabilized
         -----------------------------------------------------------------------
         Forecast Occupancy Percentage           85.0%          78.0%
         Forecast Average Rate                 $70.38         $73.20
         -----------------------------------------------------------------------

Rooms revenue is calculated as follows.

================================================================================
Table 10-7 Forecast of Rooms Revenue
--------------------------------------------------------------------------------

                                                                  Number           Forecast
   Calendar        Projected        Average       Number         of Days             Rooms
     Year:         Occupancy       Room Rate     of Units        in Year            Revenue
--------------------------------------------------------------------------------------------

     1997            85.0%     X    $ 70.38   X      80      X     365      =      $ 1,747
  Stabilized         78.0      X      73.20   X      80      X     365      =        1,667
     1999            78.0      X      75.76   X      80      X     365      =        1,726

--------------------------------------------------------------------------------------------

Telephone Revenue

Telephone revenue is generated by hotel guests who charge local and long-distance calls to their rooms, and by individuals who use the property's public telephones. Prior to the deregulation of the telephone industry in the early 1980s, hotels were limited to a 15% commission on long-distance calls, a mark-up that allowed few profits. Deregulation and the development of sophisticated call-accounting equipment have resulted in profitable telephone departments. State-of-the-art equipment is capable of least-cost routing, automatic price billing, and posting telephone charges to guest folios. Hotels can select among various long-distance services, and can also work with any one of a number of Alternative Operator Services (AOS). These systems route and price calls, and may provide additional services.

In recent years, the hospitality industry has experienced diverging trends with respect to telephone revenue. Prices per call have increased, in some cases dramatically, yielding departmental profits as high as 50% to 55%. However, the number of long-distance calls billed per occupied room has declined as a result of the extensive use of long-distance carrier services that can be accessed locally or through a toll-free number. When guests charge

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long-distance calls to their personal or business accounts in this manner, the hotel loses the revenue associated with long-distance tariffs and mark-ups, and only receives an access fee.

Most telephone revenue varies directly with changes in occupancy. However, there is a small fixed component consisting of public telephone revenue, which is primarily generated by individuals using the hotel's food, beverage, and meeting facilities. Using this fixed and variable relationship, the subject property's telephone revenue is projected as follows.


================================================================================
Table 10-8 Forecast of Telephone Revenue
--------------------------------------------------------------------------------

                                                       1997        Stabilized
     ---------------------------------------------------------------------------
     Total Telephone Revenue (+000)                   $    65        $    63
     Percent of Total Revenue                             3.6%           3.6%
     Amount Per Available Room                        $   816        $   782
     Amount Per Occupied Room                         $  2.62        $  2.77

--------------------------------------------------------------------------------

Other Income

Other income is derived from sources other than guestrooms, food and beverages, and telephone services. Depending on the type of hotel and the facilities and amenities offered, other income may include the following items.

o Rentals - stores, office space, concession space, showcases, clubs, and storage.

o Commissions from auto rentals, photography, telegrams, and vending services.

o Concessions - revenue derived from charges for the privilege of operating departments that could be operated by the hotel. Gift shops, barber shops, and beauty salons are often operated as concessions.

o     Laundry, dry cleaning, and fax services.

o Cash discounts earned - discounts from creditors' accounts for payment within the discount period. This item does not include trade discounts, which are a deduction from the cost of goods sold.

o     Electronic games and pinball machines.

o     Forfeited advance deposits and guaranteed no-shows.

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o Service charges - service charges that are added to a customer's account but are not paid to service personnel.

o     Interest income - interest from house accounts.

o     Salvage - revenue from the sale of old or obsolete items.

Other income is highly sensitive to changes in occupancy and slightly correlated to food and beverage volume. Using this fixed and variable relationship, the subject property's other income is projected as follows.

================================================================================
Table 10-9 Forecast of Other Income
--------------------------------------------------------------------------------

                                                     1997          Stabilized
          ----------------------------------------------------------------------
          Total Other Income (+000)                 $    16          $    16
          Percent of Total Revenue                      0.9%             0.9%
          Amount Per Available Room                 $   200          $   201
          Amount Per Occupied Room                  $  0.64          $  0.70

--------------------------------------------------------------------------------

Rooms Expense

Rooms expense consists of items related to the sale and upkeep of guestrooms and public space. Salaries, wages, and employee benefits account for a substantial portion of this category. Although payroll varies somewhat with occupancy (because managers can schedule maids, bell personnel, and house cleaners to work when demand requires), much of a hotel's payroll is fixed. Front desk personnel, public area cleaners, the housekeeper, and other supervisors must be maintained at all times. As a result, salaries, wages, and employee benefits are only moderately sensitive to changes in occupancy.

Commissions represent remuneration to travel agents for booking rooms. Because these fees are based on a percentage of rooms revenue, they are highly dependent on occupancy and rate. Reservations is a similar expense that reflects the cost of a franchise reservation system that typically bills as a percentage of rooms revenue. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are only slightly affected by changes in volume. In light of these considerations, we project the subject property's rooms expense as follows.

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================================================================================
Table 10-10 Forecast of Rooms Expense
--------------------------------------------------------------------------------

                                                  1997          Stabilized
         -----------------------------------------------------------------------
         Total Rooms Expense (+000)              $  367           $  367
         Percent of Rooms Revenue                  21.0%            22.0%
         Amount per Available Room               $4,584           $4,585
         Amount per Occupied Room                $14.79           $16.11

--------------------------------------------------------------------------------

Telephone Expense

Telephone expense consists of all costs associated with this department. In the case of small hotels with automated systems, the operation of telephones may be an additional responsibility of front desk personnel; however, most large properties employ full-time operators.

The bulk of the telephone expense consists of the cost of local and long-distance calls billed by the telephone companies that provide these services. Because most calls are made by in-house guests, these costs are moderately correlated to occupancy. Unless a particular hotel department incurs high expenses, use of telephone services by hotel employees is charged to this account. The remaining costs, which include salaries, wages, printing, and other expenses, are moderately fixed. The following table illustrates our forecast of telephone expense.

================================================================================
Table 10-11 Forecast of Telephone Expense
--------------------------------------------------------------------------------

                                                     1997        Stabilized
         -----------------------------------------------------------------------
         Total Telephone Expense (+000)             $    34       $    34
         Percent of Telephone Revenue                  52.3%         54.4%
         Amount per Available Room                  $   425       $   429
         Amount per Occupied Room                   $  1.37       $  1.49

--------------------------------------------------------------------------------

Administrative and General Expense

Administrative and general expense includes the salaries and wages of all administrative personnel who are not directly associated with a particular department. Expense items related to the management and operation of the property are also allocated to this category.

Most administrative and general expenses are relatively fixed. The exceptions are cash overages and shortages; commissions on credit card charges; provision for doubtful accounts, which are moderately affected by the number of transactions or total revenue; and salaries, wages, and benefits, which are very slightly influenced by volume.

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In recent years, several new items have been added to the administrative and general expense category. Human resources includes the cost of recruiting, relocating, and training personnel. Security consists of the cost of contract security for the property and related expenses.

The general insurance category includes premiums for liability, fidelity, life, theft coverage, and business interruption insurance. Fire and extended-coverage insurance on the building and contents is a separate insurance expense category. Liability insurance covers third-party actions involving bodily injury and personal property, and is typically based on rooms receipts, meeting and banquet income, and food and beverage revenue. Factors that may have an impact on a hotel's liability expense include the size of the meeting, banquet, and restaurant facilities; the ratio between the amount of alcohol served and total food and beverage sales; the presence of a dance floor; a high-rise structure; a swimming pool; life safety support systems; and the guest transportation services provided by the hotel. The following table illustrates our forecast of administrative and general expense.

================================================================================
Table 10-12 Forecast of Administrative and General Expense
--------------------------------------------------------------------------------

                                                        1997      Stabilized
       -------------------------------------------------------------------------
       Total Administrative & General Expense (+000)   $  207       $  210
       Percentage of Total Revenue                       11.3%        12.0%
       Amount per Available Room                       $2,588       $2,625
       Amount per Occupied Room                        $ 8.36       $ 9.20

--------------------------------------------------------------------------------

Management Fee

Management expense consists of the basic fee paid to the type of company that is anticipated to operate the subject property. Some companies provide management services alone, while others also provide a brand name affiliation. When a management company has no brand identification, the property owner often acquires a franchise that provides the necessary image and recognition. Although most hotel management companies employ a fee schedule that includes a basic fee (usually a percentage of total revenue) and an incentive fee (usually a percentage of defined profit), the incentive portion is often subordinated to debt service and does not appear in a forecast of net income before debt service. Basic hotel management fees are almost always based on a percentage of total revenue, which means they have no fixed component.

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Although the incentive fee does not decrease the cash flow available for debt service, it does reduce the potential cash flow to equity, and must be accounted for in the valuation process. Generally, the most appropriate procedure for handling the impact of the incentive fee on the equity component is to use the projected net income before debt service and incentive fee, but adjust the equity dividend or yield rate upward to reflect this added management cost. The adjusted equity dividend and yield rates will be described later in this section.

The subject property is operated by Remington Hotel Company, and management fees equal 3% of total revenues. Based on our review of the current market for management contracts, we are of the opinion that this fee is consistent with prevailing market terms. Applying this management fee structure to the projection of total revenue yields the following forecast of the subject property's management fee.

================================================================================
Table 10-13 Forecast of Management Fee
--------------------------------------------------------------------------------

                                                     1997        Stabilized
           ------------------------------------------------------------------
           Management Fees Expense (+000)          $    55        $    52

--------------------------------------------------------------------------------

Marketing Expense

Marketing expense consists of all costs associated with advertising, sales, and promotion; these activities are intended to attract and retain customers. Marketing can be used to create an image, develop customer awareness, and stimulate patronage of a property's various facilities.

The marketing category is unique in that all expense items, with the exception of fees and commissions, are totally controlled by management. Most hotel operators establish an annual marketing budget that sets forth all planned expenditures. If the budget is followed, total marketing expenses can be projected accurately.

Marketing expenditures are unusual because although there is a lag period before results are realized, the benefits are often extended over a long period. Depending on the type and scope of the advertising and promotion program implemented, the lag time can be as short as a few weeks or as long as several years. However, the favorable results of an effective marketing campaign tend to linger, and a property often enjoys the benefits of concentrated sales efforts for many months.

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Marketing expense can be divided into five categories: sales, reservations, advertising and merchandising, other marketing activities, and fees and commissions. Together, these categories include all marketing efforts made by hotel personnel and outside parties. Marketing expenses are fixed with the exception of reservations, fees, and commissions, which are calculated as a percentage of rooms revenue.

Based on the location of the subject property, the local market for transient accommodations, the competitive environment, and the hotel's anticipated market segmentation, we have developed the following marketing forecast using a fixed and variable component model.

================================================================================
Table 10-14 Forecast of Marketing Expense
--------------------------------------------------------------------------------

                                              1997     Stabilized
           -----------------------------------------------------------------
           Total Marketing Expense (+000)     $  75      $  76
           Percentage of Total Revenue          4.1%       4.4%
           Amount per Available Room          $ 942      $ 952
           Amount per Occupied Room           $3.04      $3.34

--------------------------------------------------------------------------------

Franchise Fee

Franchise expense represents the fees paid to Howard Johnson for the use of the company's name, trade marks, and service marks. The following table illustrates the projection of the subject property's franchise fee.

================================================================================
Table 10-15 Forecast of Franchise Fee
--------------------------------------------------------------------------------

                                                     1997       Stabilized
           ------------------------------------------------------------------
           Franchise Fees Expense (+000)           $    70        $    67

--------------------------------------------------------------------------------

Property Operations and Maintenance

Property operations and maintenance expense is another expense category that is largely controlled by management. Except for repairs that are necessary to keep the facility open and prevent damage (e.g., plumbing, heating, and electrical items), most maintenance can be deferred for varying lengths of time.

Maintenance is an accumulating expense. If management elects to postpone performing a required repair, they have not eliminated or saved the expenditure; they have only deferred payment until a later date. A lodging facility

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that operates with a lower-than-normal maintenance budget is likely to accumulate a considerable amount of deferred maintenance.

The age of a lodging facility has a strong influence on the required level of maintenance. A new or thoroughly renovated property is protected for several years by modern equipment and manufacturers' warranties. However, as a hostelry grows older, maintenance expenses escalate. A well-organized preventive maintenance system often helps delay deterioration, but most facilities face higher property operations and maintenance costs each year, regardless of the occupancy trend. The quality of initial construction can also have a direct impact on future maintenance requirements. The use of high-quality building materials and construction methods generally reduces the need for maintenance expenditures over the long term.

Property operations and maintenance is considered an operating expense; as such, it includes only those components that can be expensed, rather than capitalized, under Internal Revenue Service regulations. For example, if a table leg is broken, the repair of that leg is considered an expense and is chargeable to property operations and maintenance. If the table is replaced, it becomes a capital expenditure and does not appear under the property operations and maintenance category. Appraisers account for capital replacement of items such as furniture and equipment in the reserve for replacement account, which is discussed later in this section. Property operations and maintenance costs are relatively fixed, and are projected as follows.

================================================================================
Table 10-16 Forecast of Property Operations and Maintenance Expense
--------------------------------------------------------------------------------

                                                   1997          Stabilized
--------------------------------------------------------------------------------
Total Property Oper. & Maint. Expense (+000)     $    112        $     113
Percentage of Total Revenue                           6.1%             6.5%
Amount per Available Room                        $  1,402        $   1,417
Amount per Occupied Room                         $   4.52        $    4.98
--------------------------------------------------------------------------------

Energy Expense

The energy consumption of a lodging facility takes several forms, including water and space heating, air conditioning, lighting, cooking fuel, and other miscellaneous power requirements. The most common sources of hotel energy are electricity, natural gas, fuel oil, and steam. This category also includes the cost of water service.

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Total energy cost depends on the source and quantity of fuel used. Electricity tends to be the most expensive source, followed by oil and gas. Although all hotels consume a sizable amount of electricity, many properties supplement their energy requirements with less expensive sources, such as gas and oil, for heating and cooking.

A large portion of a hostelry's energy consumption is relatively fixed. Restaurants, kitchens, public areas, and corridors must be continually lighted and climate-controlled, regardless of occupancy. The energy cost of an additional occupied room (i.e., a few hours of light, television, heat, or air conditioning) is minimal. The following table presents our forecast of the subject property's energy expense.

================================================================================
Table 10-17 Forecast of Energy Expense
--------------------------------------------------------------------------------

                                                    1997          Stabilized
--------------------------------------------------------------------------------
Total Energy Expense (+000)                       $    119        $    122
Percentage of Total Revenue                            6.5%            7.0%
Amount per Available Room                         $  1,487        $  1,527
Amount per Occupied Room                          $   4.79        $   5.36

--------------------------------------------------------------------------------

Property Taxes

The estimate of property taxes was detailed in a previous section of this report. The following table summarizes these projections.

================================================================================
Table 10-18 Forecast of Property Taxes
--------------------------------------------------------------------------------

                                                  1997         Stabilized
--------------------------------------------------------------------------------
Forecast Property Taxes (+000)                   $   137         $   144

--------------------------------------------------------------------------------

Insurance Expense

The insurance expense category consists of the cost of insuring the hotel and its contents against damage or destruction by fire, weather, sprinkler leakage, boiler explosion, plate glass breakage, and so forth. It does not include liability coverage, which is a component of administrative and general expense.

Insurance rates are based on many factors, including building design and construction, fire detection and extinguishing equipment, fire district, distance from the firehouse, and the area's fire experience. Insurance expenses do not vary with occupancy.

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Based on historical levels, we project the subject property's insurance expense at approximately $26,000 in 1997 (the first projection period). In subsequent years, this amount is assumed to increase in tandem with inflation. The following table outlines our projection of insurance expense.

================================================================================
Table 10-19 Forecast of Insurance Expense
--------------------------------------------------------------------------------

                                                   1997      Stabilized
         ----------------------------------------------------------------
         Forecast Insurance (+000)                $   26       $   27

--------------------------------------------------------------------------------

Reserve for Replacement

Furniture, fixtures, and equipment are essential to the operation of a lodging facility, and their quality often influences a property's class. This category includes all non-real estate items that are capitalized, rather than expensed. The furniture, fixtures, and equipment of a hotel are exposed to heavy use and must be replaced at regular intervals. The useful life of these items is determined by their quality, durability, and the amount of guest traffic and use.

Periodic replacement of furniture, fixtures, and equipment is essential to maintain the quality, image, and income-producing potential of a lodging facility. Because capitalized expenditures are not included in the operating statement but nevertheless affect an owner's cash flow, an appraisal should reflect these expenses in the form of an appropriate reserve for replacement.

Our industry experience indicates that a reserve for replacement of 3% to 5% of total revenue is generally sufficient to provide for the timely replacement of furniture, fixtures, and equipment. Because the reserve for replacement is based on a percentage of total revenue, it has no fixed component.

Based on an analysis of comparable lodging facilities, we believe that a reserve for replacement of 4% of total revenue is sufficient to provide for the periodic replacement of the subject property's furniture, fixtures, and equipment. This amount is consistent with the reserve account contributions currently made by the hotel. The following table summarizes the projected reserve for replacement.

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================================================================================
Table 10-20 Forecast of Reserve for Replacement
--------------------------------------------------------------------------------

                                                      1997         Stabilized
            --------------------------------------------------------------------
            Reserve for Replacement Expense (+000)   $    73         $    70

--------------------------------------------------------------------------------

Ground Lease

Despite the fee simple ownership of the subject property, the property is encumbered by an overlease agreement that was entered into on August 22, 1966. Ownership is required to pay Jacob Goldfarb and Malka R. Goldfarb $4,283 a month, or approximately $51,400 per annum. This contract has been renewed twice; the current term extends to November 25, 2014.

Summary of Projections

Based on the preceding analysis, we have formulated a forecast of income and expense. The table on the following page presents a detailed forecast through the stabilized year, including amounts per available room (PAR) and per occupied room (POR). For the purpose of comparison, this table also presents the subject property's most recent full year of operating history. The second table illustrates our ten-year forecast of income and expense in less detail. The forecasts pertain to calendar operating years beginning January 1, 1997, and are expressed in inflated dollars for each year.

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================================================================================
Table 10-21 Detailed Forecast of Income and Expense through the Stabilized Year and Most Recent Operating History, Howard Johnson Westbury, Jericho, New York
--------------------------------------------------------------------------------


                                      Historical Operating Results
                               --------------------------------------------
Calendar Years Ending:              1995                                          1997                                  Stabilized
Number of Rooms:                      80                                            80                                          80
Occupancy:                         82.5%                                         85.0%                                       78.0%
Average Rate:                     $65.29                                        $70.38                                      $73.20
Days Open:                           365                                           365                                         365
Occupied Rooms:                   24,094     %Gross       PAR           POR     24,820     %Gross      PAR           POR    22,776
-----------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                          $1,546       95.4%    $19,331        $64.18   $1,747       95.5%    $21,838       $70.39  $1,667
   Telephone                          61        3.7         757          2.51       65        3.6         813         2.62      63
   Other Income                       15        0.9         185          0.61       16        0.9         200         0.64      16
     Total Revenues                1,622      100.0      20,273         67.31    1,828      100.0      22,850        73.65   1,746
-----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                             300       19.4       3,751         12.45      367       21.0       4,588        14.79     367
   Telephone                          27       44.1         334          1.11       34       52.3         425         1.37      34
     Total Dept. Expenses            327       20.1       4,084         13.56      401       21.9       5,013        16.16     401
-----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME                1,295       79.9      16,188         53.75    1,427       78.1      17,838        57.49   1,345
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General          192       11.8       2,395          7.95      207       11.3       2,588         8.34     210
   Management Fee                     49        3.0         608          2.02       55        3.0         688         2.22      52
   Marketing                          70        4.3         870          2.89       75        4.1         938         3.02      76
   Franchise Fees                     49        3.0         608          2.02       70        3.8         875         2.82      67
   Property Oper. & Maint.           115        7.1       1,439          4.78      112        6.1       1,400         4.51     113
   Energy                            111        6.8       1,383          4.59      119        6.5       1,488         4.79     122
     Total Operating Expenses        584       36.0       7,302         24.25      638       34.8       7,975        25.71     640
-----------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                         711       43.9       8,886         29.50      789       43.3       9,863        31.79     705
-----------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                    154        9.5       1,926          6.40      137        7.5       1,713         5.52     144
   Insurance                          19        1.2         234          0.78       26        1.4         325         1.05      27
   Reserve for Replacement            65        4.0         811          2.69       73        4.0         913         2.94      70
   Ground Lease                       51        3.2         643          2.13       51        2.8         638         2.05      51
      Total                          289       17.9       3,613         12.00      287       15.7       3,588        11.56     292
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                          $422       26.0       5,272        $17.51     $502       27.6      $6,275       $20.23    $413
===================================================================================================================================

Telephone/Rooms                      3.9%                                          3.7%                                        3.8%
Other Income/Rooms                   1.0%                                          0.9%                                        1.0%

Calendar Years Ending:
Number of Rooms:
Occupancy:
Average Rate:
Days Open:
Occupied Rooms:                     %Gross     PAR           POR
-------------------------------------------------------------------
REVENUE
   Rooms                             95.5%    $20,838       $73.19
   Telephone                          3.6         788         2.77
   Other Income                       0.9         200         0.70
     Total Revenues                 100.0      21,825        76.66
------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                             22.0       4,588        16.11
   Telephone                         54.0         425         1.49
     Total Dept. Expenses            23.0       5,013        17.61
------------------------------------------------------------------
DEPARTMENTAL INCOME                  77.0      16,813        59.05
------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General          12.0       2,625         9.22
   Management Fee                     3.0         650         2.28
   Marketing                          4.4         950         3.34
   Franchise Fees                     3.8         838         2.94
   Property Oper. & Maint.            6.5       1,413         4.96
   Energy                             7.0       1,525         5.36
     Total Operating Expenses        36.7       8,000        28.10
------------------------------------------------------------------
HOUSE PROFIT                         40.3       8,813        30.95
------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                     8.2       1,800         6.32
   Insurance                          1.5         338         1.19
   Reserve for Replacement            4.0         875         3.07
   Ground Lease                       2.9         638         2.24
      Total                          16.6       3,650        12.82
------------------------------------------------------------------
NET INCOME                           23.7      $5,163       $18.13
==================================================================


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Table 10-22 Ten-Year Forecast of Income and Expense, Howard Johnson Westbury, Jericho, New York ($+000)
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Calendar Years Ending:            1997                 1998                 1999                 2000                 2001
                             ------------------- -------------------- --------------------  -------------------  -------------------
Number of Rooms:                    80                   80                   80                   80                   80
Occupied Rooms:                 24,820               22,776               22,776               22,776               22,776
Occupancy:                       85.0%    % of        78.0%    % of        78.0%    % of        78.0%    % of        78.0%    % of
Average Rate:                   $70.38    Gross      $73.20    Gross      $75.76    Gross      $78.41    Gross      $81.16    Gross
---------------------------- ------------------- -------------------- --------------------  -------------------  -------------------
REVENUE
   Rooms                        $1,747     95.5%     $1,667     95.5%     $1,726     95.5%     $1,786     95.5%     $1,848     95.5%
   Telephone                        65      3.6          63      3.6          65      3.6          67      3.6          69      3.6
   Other Income                     16      0.9          16      0.9          17      0.9          17      0.9          18      0.9
      Total                      1,828    100.0       1,746    100.0       1,808    100.0       1,870    100.0       1,935    100.0
---------------------------- ------------------- -------------------- --------------------  -------------------  -------------------
DEPARTMENTAL EXPENSES
   Rooms                           367     21.0         367     22.0         380     22.0         393     22.0         407     22.0
   Telephone                        34     52.3          34     54.0          35     53.8          37     55.2          38     55.1
      Total                        401     21.9         401     23.0         415     23.0         430     23.0         445     23.0
---------------------------- ------------------- -------------------- --------------------  -------------------  -------------------
DEPARTMENTAL INCOME              1,427     78.1       1,345     77.0       1,393     77.0       1,440     77.0       1,490     77.0
---------------------------- ------------------- -------------------- --------------------  -------------------  -------------------
OPERATING EXPENSES
   Administrative & General        207     11.3         210     12.0         217     12.0         225     12.0         232     12.0
   Management Fee                   55      3.0          52      3.0          54      3.0          56      3.0          58      3.0
   Marketing                        75      4.1          76      4.4          79      4.4          82      4.4          84      4.3
   Franchise Fees                   70      3.8          67      3.8          69      3.8          71      3.8          74      3.8
   Property Oper. & Maint.         112      6.1         113      6.5         117      6.5         121      6.5         126      6.5
   Energy                          119      6.5         122      7.0         126      7.0         131      7.0         135      7.0
      Total                        638     34.8         640     36.7         662     36.7         686     36.7         709     36.6
---------------------------- ------------------- -------------------- --------------------  -------------------  -------------------
HOUSE PROFIT                       789     43.3         705     40.3         731     40.3         754     40.3         781     40.4
---------------------------- ------------------- -------------------- --------------------  -------------------  -------------------
FIXED EXPENSES
   Property Taxes                  137      7.5         144      8.2         150      8.3         157      8.4         164      8.5
   Insurance                        26      1.4          27      1.5          28      1.5          29      1.6          30      1.6
   Reserve for Replacement          73      4.0          70      4.0          72      4.0          75      4.0          77      4.0
   Ground Lease                     51      2.8          51      2.9          51      2.8          51      2.7          51      2.6
      Total                        287     15.7         292     16.6         301     16.6         312     16.7         322     16.7
---------------------------- ------------------- -------------------- --------------------  -------------------  -------------------
NET INCOME                        $502     27.6%       $413     23.7%       $430     23.7%       $442     23.6%       $459     23.7%
============================ =================== ==================== ====================  ===================  ===================


Calendar Years Ending:             2002                2003                2004                 2005                2006
                               ------------------  ------------------  ------------------  -------------------  -------------------
Number of Rooms:                     80                  80                  80                   80                    80
Occupied Rooms:                  22,776              22,776              22,776               22,776                22,776
Occupancy:                        78.0%    % of       78.0%    % of       78.0%    % of        78.0%    % of         78.0%    % of
Average Rate:                    $84.00    Gross     $86.94    Gross     $89.98    Gross      $93.13    Gross       $96.39    Gross
----------------------------   ------------------  ------------------  ------------------  -------------------  -------------------
REVENUE
   Rooms                         $1,913     95.5%    $1,980     95.5%    $2,049     95.5%     $2,121     95.5%      $2,195    95.5%
   Telephone                         72      3.6         74      3.6         77      3.6          80      3.6           82      3.6
   Other Income                      18      0.9         19      0.9         20      0.9          20      0.9           21      0.9
      Total                       2,003    100.0      2,073    100.0      2,146    100.0       2,221    100.0        2,298    100.0
----------------------------   ------------------  ------------------  ------------------  -------------------  -------------------
DEPARTMENTAL EXPENSES
   Rooms                            421     22.0        436     22.0        451     22.0         467     22.0          483     22.0
   Telephone                         39     54.2         41     55.4         42     54.5          44     55.0           45     54.9
      Total                         460     23.0        477     23.0        493     23.0         511     23.0          528     23.0
----------------------------   ------------------  ------------------  ------------------  -------------------  -------------------
DEPARTMENTAL INCOME               1,543     77.0      1,596     77.0      1,653     77.0       1,710     77.0        1,770     77.0
----------------------------   ------------------  ------------------  ------------------  -------------------  -------------------
OPERATING EXPENSES
   Administrative & General         241     12.0        249     12.0        258     12.0         267     12.0          276     12.0
   Management Fee                    60      3.0         62      3.0         64      3.0          67      3.0           69      3.0
   Marketing                         87      4.3         90      4.3         94      4.4          97      4.4          100      4.4
   Franchise Fees                    77      3.8         79      3.8         82      3.8          85      3.8           88      3.8
   Property Oper. & Maint.          130      6.5        135      6.5        139      6.5         144      6.5          149      6.5
   Energy                           140      7.0        145      7.0        150      7.0         155      7.0          161      7.0
      Total                         735     36.6        760     36.6        787     36.7         815     36.7          843     36.7
----------------------------   ------------------  ------------------  ------------------  -------------------  -------------------
HOUSE PROFIT                        808     40.4        836     40.4        866     40.3         895     40.3          927     40.3
----------------------------   ------------------  ------------------  ------------------  -------------------  -------------------
FIXED EXPENSES
   Property Taxes                   171      8.5        179      8.6        187      8.7         195      8.8          204      8.9
   Insurance                         31      1.5         32      1.5         33      1.5          34      1.5           35      1.5
   Reserve for Replacement           80      4.0         83      4.0         86      4.0          89      4.0           92      4.0
   Ground Lease                      51      2.5         51      2.5         51      2.4          51      2.3           51      2.2
      Total                         333     16.5        345     16.6        357     16.6         369     16.6          382     16.6
----------------------------   ------------------  ------------------  ------------------  -------------------  -------------------
NET INCOME                         $475     23.9%      $491     23.8%      $509     23.7%       $526     23.7         $545     23.7%
============================   ==================  ==================  ==================  ===================  ===================

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The conversion of a property's projected net income into an estimate of value is based on the premise that investors typically purchase real estate with a small amount of equity cash (25% to 40%) and a large amount of mortgage financing (60% to 75%). The amounts and terms of available mortgage financing and the rates of return that are required to attract sufficient equity capital form the basis for allocating the net income between the mortgage and equity components and deriving a value estimate.

Mortgage Component

Data for the mortgage component may be developed from statistics of actual hotel mortgages made by long-term lenders. The American Council of Life Insurance, which represents 20 large life insurance companies, publishes quarterly information pertaining to the hotel mortgages issued by its member companies. The following table summarizes the average mortgage interest rates of the hotel loans made by these lenders. In addition, the A corporate bond yield (as reported by Moody's Bond Record) is shown for the purpose of comparison.

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Table 10-23 Average Mortgage Interest Rates and Average A Corporate Bond Yields
--------------------------------------------------------------------------------

                                                  Average A
                                  Average         Corporate
         Period                Interest Rate      Bond Yield
--------------------------------------------------------------------------------
  1st Quarter 1996                 7.79 %             7.37 %
  4th Quarter 1995                 8.44               7.28
  3rd Quarter 1995                 8.61               7.67
  2nd Quarter 1995                 9.25               7.87
  1st Quarter 1995                 9.14               8.50
  3rd Quarter 1994                 9.64               8.48
  2nd Quarter 1994                 9.38               8.28
  4th Quarter 1993                 9.38               7.80
  3rd Quarter 1993                 8.41               7.28
  2nd Quarter 1993                10.53               9.65
  4th Quarter 1992                 9.43               8.48
  3rd Quarter 1992                 9.99               8.38
  2nd Quarter 1992                 9.47               8.79
  1st Quarter 1992                10.02               8.81
  4th Quarter 1991                10.49               8.97
  3rd Quarter 1991                10.03               9.29
  2nd Quarter 1991                10.75               9.45
  3rd Quarter 1990                10.47               9.89
  2nd Quarter 1990                10.58               9.83
  4th Quarter 1989                 9.96               9.42
  3rd Quarter 1989                 9.55               9.46
  2nd Quarter 1989                10.54               9.93
  1st Quarter 1989                10.39              10.16
  4th Quarter 1988                10.07              10.03
  3rd Quarter 1988                10.66              10.51
  2nd Quarter 1988                10.09              10.33
  4th Quarter 1987                10.41              10.45
  3rd Quarter 1987                10.00               9.95
  2nd Quarter 1987                 9.81               9.46
  1st Quarter 1987                 9.43               9.19
  4th Quarter 1986                 9.44               9.55
  3rd Quarter 1986                 9.56               9.71
  2nd Quarter 1986                 9.80               9.91
  1st Quarter 1986                10.99              10.62

        Sources: American Council of Life Insurance; Moody's Bond Record

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Because of the six- to nine-month lag time in reporting and publishing hotel mortgage statistics, it is necessary to update this information to reflect current lending practices. Research by HVS International indicates that there is a close mathematical relationship between the average interest rate of a hotel mortgage and the concurrent yield on an average A corporate bond. Through a regression analysis, this relationship is expressed as follows.

                            Y = 2.76078 + 0.782280 X

             Where:  Y  =  Estimated Hotel/Motel Mortgage Interest Rate
                     X  =  Current Average A Corporate Bond Yield
                           (Coefficient of correlation is 96.4%)

The yield on A corporate bonds for the third quarter of 1996, as reported by Moody's Bond Record, was 7.91%. Using a factor of 7.91 in the equation presented above produces an estimated hotel/motel interest rate of 8.95%.

In addition to the mortgage interest rate estimate derived from this regression analysis, HVS International constantly monitors the terms of hotel mortgage loans made by our institutional lending clients. In the past year, we have noted an increase in the availability of debt financing, and many lenders have returned to the market. The current level of lending activity represents a significant increase from the restricted environment of the early 1990s. Nonetheless, the market for hotel mortgage loans remains somewhat tight, particularly when compared to the conditions that prevailed in the mid-to late 1980s. In the current lending climate, strong hotel projects that are structured on an economic basis can secure mortgage financing at interest rates ranging from 8% to 11%, depending on the property, location, affiliation, and operator.

In the 1980s, when hotel mortgages were widely available, loan-to-value ratios typically ranged from 75% to 80%. Amortization schedules were generally based on 30 years, although the term of the loan was more likely to be seven to ten years. The few loans that were underwritten in the early 1990s were based on far more stringent parameters: loan-to-value ratios declined to a range of 50% to 65%, and amortization periods of 20 to 25 years were most common.

With the recent re-emergence of hotel financing, loan-to-value requirements and amortization schedules have loosened somewhat. At present, we find that lenders who are active in the market are using loan-to-value ratios of

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65% to 75%, and amortization periods of 25 to 30 years. The exact terms offered depend on specific factors, such as the property's location, the age and quality of the physical facility, local hostelry market conditions, and (perhaps more significantly) the profile of the borrower. The strongest projects typically command the highest loan-to-value ratios.

Based on the preceding analysis of the current lodging industry mortgage market and adjustments for specific factors, such as the property's location and conditions in the local hotel market, it is our opinion that a 9.5% interest, 20-year amortization mortgage with a 0.111856 constant is appropriate for the subject property. We believe that a mortgage lender will lend up to 70% of the hotel's market value as determined by this appraisal.

Equity Component

The remaining capital required for a hotel investment generally comes from the equity investor. The rate of return that an equity investor expects over a ten-year holding period is known as the equity yield. Unlike the equity dividend, which is a short-term rate of return, the equity yield specifically considers a long-term holding period (generally ten years), annual inflation-adjusted cash flows, property appreciation, mortgage amortization, and proceeds from a sale at the end of the holding period.

It is difficult to quantify the rate of return required by equity investors who are seeking to purchase hotel properties. To establish an appropriate equity yield rate, HVS International uses two sources of data: past appraisals and investor interviews.

Past Appraisals - During the past 12 months, HVS International has appraised more than 400 hotels, including properties located in most major national markets. Each appraisal used a similar mortgage-equity approach in which income is projected and then discounted to a current value at rates reflecting the cost of debt and equity capital. In the case of hotels that were sold subsequent to our valuations, we are able to determine an appropriate equity yield rate by excluding incentive management fees from the projection of income and expense, inserting the projection into a valuation model, and adjusting the appraised value to reflect the actual sales price by modifying the return assumptions. The following table shows a representative sample of hotels that were sold shortly after we appraised them, along with the imputed equity return based on our valuation approach.

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Table 10-24 Sample of Hotels Sold
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                                                         No. of    Date of                    Overall    Total Property
Hotel                            City and State          Rooms       Sale     Sales Price       Rate         Yield
-------------------------------------------------------------------------------------------------------------------------
Ritz-Carlton                     Phoenix, AZ               281       2/94    $23,000,000       11.0%         14.6%
Marriott Marina                  Fort Lauderdale, FL       580       2/94     40,000,000       12.2          16.4
Holiday Inn                      Edison, NJ                274       3/94     11,803,000        7.8          17.0
Crescent Hotel                   Phoenix, AZ               342       3/94     26,000,000        6.5           7.2
Checkers Hotel Kempinski         Los Angeles, CA           173       4/94     12,750,000        3.0          18.3
Best Western Fireside Inn        Cambria, CA                46       4/94      3,377,000       11.7          15.8
Phoenician Resort                Phoenix, AZ               580       4/94    224,000,000        6.6           9.3
Newark-Fremont Hilton            Newark, CA                300       5/94      8,950,000        8.8          14.9
Radisson Inn                     Orlando, FL               299       5/94     11,150,000       12.9          18.0
Westin Kauai                     Lihue, Kauai, HI          840       6/94     97,400,000       (1.9)          8.1
Residence Inn                    Binghamton, NY             72       6/94      6,325,000       10.8          13.9
Hotel Millenium                  New York, NY              561       6/94     75,000,000        9.5          14.1
Best Western Otay Valley         Chula Vista, CA           120       7/94      2,350,000       13.2          21.1
Hampton Inn                      Islandia, NY              121       7/94      6,572,000       12.6          16.6
Hampton Inn                      Willow Grove, PA          150       7/94     10,220,000       11.0          14.3
Hampton Inn                      West Palm Beach, FL       136       7/94      4,220,000       10.8          10.8
Hampton Inn                      Naples, FL                107       7/94      5,700,000       11.4          11.5
Hampton Inn                      Albany, NY                126       7/94      9,204,000        9.3          11.5
Marriott Hotel                   South Bend, IN            299       7/94     11,500,000       10.5          13.2
Marriott SFO                     Burlingame, CA            684       8/94     61,700,000       10.2          13.2
Westfields Conference Center     Chantilly, VA             340       8/94     46,000,000       12.3          15.9
Radisson Mark Resort             Vail, CO                  349       9/94     25,200,000        8.9          15.8
Marriott East Side               New York, NY              664      10/94     55,000,000        8.5           9.7
Marriott Resort                  Vail, CO                  349      10/94     25,200,000       14.2          18.9
Marriott Quorum                  Addison, TX               547      10/94     29,815,000       13.5          18.2
Sheraton Hotel                   Hasbrouck Heights, NJ     338      11/94     10,450,000       18.3          21.1
Sheraton Inn                     Napa, CA                  191      12/94      9,968,000        8.9          13.7
Marriott Fisherman's Wharf       San Francisco, CA         255      12/94     27,755,000       10.8          13.4
Marriott Hotel                   Portland, OR              503      12/94     45,000,000       12.9          17.4
Radisson Inn                     Springfield, MO           199      12/94      5,800,000        8.2          10.1
Williamsburg Hilton              Williamsburg, VA          291      12/94     15,000,000       15.4          19.0
Marriott Tech Center             Denver, CO                625      12/94     36,000,000       13.7          16.4
Holiday Inn Sunspree             Singer Island, FL         222      12/94     11,900,000        8.6          10.6
The Plaza                        New York, NY              805       6/95    325,000,000        7.0          11.0
Fullerton Suites                 Fullerton, CA              96       5/95      5,000,000       12.9          18.7
Residence Inn                    Baton Rouge, LA            80       6/95      6,518,000       12.7          14.8
Residence Inn                    Overland Park, KS         112       6/95      8,500,000        8.9          14.7
Residence Inn                    Des Moines, IA            112       6/95      7,660,000        9.8          14.1
Residence Inn                    Hunt Valley, MD            96       6/95      6,580,000       12.3          13.6
Residence Inn                    Kansas City, MO           112       6/95      6,560,000       10.4          13.2
Residence Inn                    Lincoln, NE               120       6/95      7,100,000       10.0          13.7
Embassy Suites                   Schaurmburg, IL           209      12/95     17,800,000       10.0          13.5
Marriott Hotel                   Andover, MA               293      12/95     24,000,000        9.7          13.5
Doubletree Suites                Valley Forge, PA          229      12/95     28,500,000       10.7          14.2
Marriott Hotel                   Tysons Corner, VA         390      12/95     41,100,000       10.7          13.1
Marriott Hotel                   Warner Center, CA         461      12/95     57,900,000        6.2          11.6
Hilton at the Club               Pleasanton, CA            294      12/95     22,000,000       10.5          13.4

                            Source: HVS International

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Investor Interviews - HVS International is in constant contact with numerous institutional and individual hotel investors. This source of equity funds has definite return requirements that can be expressed as an equity yield rate based on a ten-year projection of net income before incentive management fees but after debt service. Based on our surveys and investor interviews, the following table illustrates the range of equity yields generally required by individual and institutional investors.

================================================================================
Table 10-25 Equity Yield Requirements
--------------------------------------------------------------------------------

        Source                               Equity Yield Requirement
        ------                               ------------------------

        Individual                                   20% - 24%
        Institution                                  18% - 22%

--------------------------------------------------------------------------------

Based on the assumed 70% loan-to-value ratio, the risk inherent in achieving the projected income stream, and the age, condition, and anticipated market position of the subject property, it is our opinion that an equity investor is likely to require an equity yield rate of 22% before payment of incentive management fees. This estimate is well supported by the equity yield requirements presented previously.

Terminal Capitalization Rate

Inherent in this valuation process is the assumption of a sale at the end of the ten-year holding period. The estimated reversionary sales price as of that date is calculated by capitalizing the projected 11th-year net income by an overall terminal capitalization rate. A percentage for the seller's brokerage and legal fees is deducted from this sales price, and the net proceeds to the equity interest (also known as the equity residual) are calculated by deducting the outstanding mortgage balance from the reversion.

To estimate a property's reversionary value, the appraiser must select a terminal capitalization rate and an allocation for brokerage and legal fees. The terminal capitalization rate is an overall rate that is applied to one stabilized year, and thus it inherently incorporates the cost of debt and equity capital. The terminal capitalization rate can be derived through a mortgage and equity band of investment technique which calculates the weighted average cost of the capital used in a hotel investment. Combining the mortgage financing terms derived previously (namely, a 70% loan-to-value ratio and a 0.111856 debt service constant) with a cash-on-cash equity dividend rate of 12% produces the following overall capitalization rate.

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                   Percent of               Rate of             Weighted
                      Value                 Return               Average
                 ----------------       ---------------       -------------
Mortgage              0.70          X      0.111856       =      0.07830
Equity                0.30          X      0.130000       =      0.03900
                                                              -------------
            Overall Capitalization Rate                          0.11730

Because this overall rate will be used to capitalize net income ten years from the date of value, an upward adjustment is appropriate to reflect the uncertainty inherent in this extended period. For the purpose of this valuation, we will use a terminal capitalization rate of 11%.

As a point of reference, the terminal capitalization rate can be compared to the going-in rate implied by the subject property's estimated value. The going-in rate reflects the capitalization rate that would be applicable if the hotel were operating at a stabilized level as of the date of value. This rate is calculated by dividing the stabilized net income (expressed in current dollars as of the date of value) by the value indicated by the income capitalization approach. Generally, the terminal capitalization rate is approximately 100 to 200 basis points above the going-in rate.

Summary of Valuation Variables

The following table summarizes the valuation variables that have been used to estimate the subject property's value via the income capitalization approach.

================================================================================
Table 10-26 Summary of Valuation Variables
--------------------------------------------------------------------------------

Annual Net Income                              NI         See Ten-Year Forecast
Loan-To-Value Ratio                            M                   70.0%
Interest Rate                                  i                    9.5%
Debt Service Constant                          f                0.111856
Equity Yield                                   Ye                  22.0%
Brokerage and Legal Fees                       b                    3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years             fp               0.155277
Terminal Capitalization Rate                    Rr                 11.0%

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Valuation of the Mortgage and
Equity Components

The valuation of the mortgage and equity components is accomplished through use of an algebraic equation that calculates the exact amount of debt and equity that the hotel will be able to support based on the anticipated cash flow (derived from the forecast of income and expense) and the specific return requirements demanded by the mortgage lender (interest) and the equity investor (equity yield). The equation and the calculations associated with this simultaneous valuation formula are set forth as an addendum to this report.

Using the variables summarized above, we estimate the value of the subject property via the income capitalization approach at roundly $3,700,000.

Proof of Value

The value is proven by calculating the yields to the mortgage and equity components during the projection period. If the mortgagee achieves a 9.5% yield and the equity yield is 22%, then $3,700,000 is the correct value by the income capitalization approach. Using the assumed financial structure set forth in the previous calculations, market value can be allocated between the debt and equity as follows.

                   Mortgage Component  (70%)               $2,596,000
                   Equity Component  (30%)                  1,113,000
                                                       --------------
                      Total                                $3,709,000

The annual debt service is calculated by multiplying the mortgage component by the mortgage constant.

                   Mortgage Component                      $2,596,000
                   Mortgage Constant                         0.111856
                                                      ---------------
                      Annual Debt Service                    $290,378
                                             (Say)           $290,000

The cash flow to equity is calculated by deducting the debt service from the projected net income before debt service.

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Table 10-27 Forecast of Net Income to Equity
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                Net Income
               Available for              Total Annual            Net Income
     Year       Debt Service              Debt Service            to Equity
-------------------------------------------------------------------------------

     1997      $   502,000        -    $     290,000       =    $    212,000
     1998          413,000        -          290,000       =         123,000
     1999          430,000        -          290,000       =         140,000
     2000          442,000        -          290,000       =         152,000
     2001          459,000        -          290,000       =         169,000
     2002          475,000        -          290,000       =         185,000
     2003          491,000        -          290,000       =         201,000
     2004          509,000        -          290,000       =         219,000
     2005          526,000        -          290,000       =         236,000
     2006          545,000        -          290,000       =         255,000

--------------------------------------------------------------------------------

The equity residual at the end of the tenth year is calculated as follows.

             Reversionary Value          ($564,000 /0.110)        $5,127,000
             Less:
                 Brokerage and Legal Fees                            154,000
                 Mortgage Balance                                  1,870,000
                                                              ---------------
                      Net Sale Proceeds to Equity                 $3,103,000

The overall property yield (before debt service), the yield to the lender, and the yield to the equity position have been calculated by computer with the following results.

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Table 10-28 Overall Property Yields
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                                                         Projected Yield
                                                    (Internal Rate of Return)
         Position                    Value         Over 10-Year Holding Period
         ---------------------------------------------------------------------

         Total Property            $3,709,000                   14.4%
         Mortgage                   2,596,000                    9.4
         Equity                     1,113,000                   22.0

Note: Whereas the mortgage constant and value are calculated on the basis of monthly mortgage payments, the mortgage yield in this proof assumes single annual payments. As a result, the proof's derived yield may be slightly less than that actually input.

--------------------------------------------------------------------------------

The following tables demonstrate that the property receives its anticipated yields, proving that the $3,700,000 value is correct based on the assumptions used in this approach.

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Table 10-29 Total Property Yield
--------------------------------------------------------------------------------

           Net Income before         Present Worth of $1            Discounted
   Year      Debt Service              Factor @ 14.4%                Cash Flow
--------------------------------------------------------------------------------

   1997      $   502,000        x         0.874288           =     $    439,000
   1998          413,000        x         0.764379           =          316,000
   1999          430,000        x         0.668288           =          287,000
   2000          442,000        x         0.584276           =          258,000
   2001          459,000        x         0.510825           =          234,000
   2002          475,000        x         0.446608           =          212,000
   2003          491,000        x         0.390464           =          192,000
   2004          509,000        x         0.341378           =          174,000
   2005          526,000        x         0.298463           =          157,000
   2006        5,518,000 *      x         0.260942           =        1,440,000
                                                                   -------------
                                            Total Property Value   $  3,709,000

   *10th year net income of  $545,000    plus sales proceeds of    $  4,973,000

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Table 10-30 Mortgage Component Yield
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                    Total Annual         Present Worth of $1        Discounted
      Year          Debt Service            Factor @ 9.4%           Cash Flow
--------------------------------------------------------------------------------

      1997        $     290,000          x    0.914400    =      $      265,000
      1998              290,000          x    0.836128    =             242,000
      1999              290,000          x    0.764555    =             222,000
      2000              290,000          x    0.699110    =             203,000
      2001              290,000          x    0.639266    =             185,000
      2002              290,000          x    0.584545    =             170,000
      2003              290,000          x    0.534508    =             155,000
      2004              290,000          x    0.488754    =             142,000
      2005              290,000          x    0.446917    =             130,000
      2006            2,161,000 *        x    0.408661    =             883,000
                                                                ----------------
                          Value Of Mortgage Component             $    2,597,000

*10th year debt service of   $290,000
                                 plus outstanding mortgage balance of $1,870,000

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Table 10-31 Equity Component Yield
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                     Net Income             Present Worth of $1     Discounted
      Year           to Equity                 Factor @ 22.0%       Cash Flow
--------------------------------------------------------------------------------

      1997        $     212,000          x        0.819487    =   $      174,000
      1998              123,000          x        0.671559    =           83,000
      1999              140,000          x        0.550333    =           77,000
      2000              152,000          x        0.450991    =           69,000
      2001              169,000          x        0.369581    =           62,000
      2002              185,000          x        0.302867    =           56,000
      2003              201,000          x        0.248195    =           50,000
      2004              219,000          x        0.203393    =           45,000
      2005              236,000          x        0.166678    =           39,000
      2006            3,358,000 *        x        0.136590    =          459,000
                                                                  --------------
                    Value of Equity Component                     $    1,114,000

  *10th year net income to equity of   $255,000
                                   plus sales proceeds of         $    3,103,000

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Valuation Method Two: Discounted Cash Flow

The total property yield derived from the previous valuation method was 14.38%. After reviewing the total property yields indicated by recent hotel sales, which ranged from 6% to 18%, it is our opinion that a 14% discount factor would be appropriate for the Howard Johnson Westbury. The following table illustrates the discounted cash flow analysis using a 14% discount factor.

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Table 10-32 Discounted Cash Flow Analysis
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                                        Discount
                        Net              Factor           Discounted
  Calendar Year        Income            @ 14.0%           Cash Flow
---------------------------------------------------------------------------

     1997            $502,000            0.87719            $440,351
     1998             413,000            0.76947             317,790
     1999             430,000            0.67497             290,238
     2000             442,000            0.59208             261,699
     2001             459,000            0.51937             238,390
     2002             475,000            0.45559             216,404
     2003             491,000            0.39964             196,222
     2004             509,000            0.35056             178,435
     2005             526,000            0.30751             161,749
     2006           5,518,455 *          0.26974           1,488,569


                              Estimated Market Value:     $3,789,847
                                              (Say:)      $3,800,000

                 Reversion Analysis

11th Year's Net Income                      $564,000
Capitalization Rate                             11.0%

Total Sales Proceeds                      $5,127,273
    Less: Broker & Legal @ 3.0%              153,818
                                     ----------------
Net Sales Proceeds                        $4,973,455

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Conclusion

Based on our extensive experience in the hotel industry and comprehensive support provided by literature published by the Appraisal Institute, it is our opinion that the valuation procedure embodied by Method One most closely reflects the investment rationale of typical hotel buyers. As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis and Valuations,(15) Method Two (which discounts the projected net income and reversion using an overall discount rate, or total property yield) "does not consider the impact of mortgage debt, leverage and the specific equity demands of typical hotel investors. This technique is simple but less reliable because the derivation of the discount rate has little support." In light of this consideration, we have relied on the $3,700,000 value conclusion indicated by Method One.

(15) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992,
      p. 236.

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11. Sales Comparison Approach

The sales comparison approach is based on the assumption that an informed purchaser will pay no more for a property than the cost to acquire an existing property with equal utility. This approach estimates market value by considering the sales prices indicated by recent transactions involving properties that are similar to the property being appraised. Dissimilarities are resolved with appropriate adjustments; these differences may pertain to the date of sale, the age of the property, location, construction, condition, layout, equipment, size, or external economic factors. The reliability of the sales comparison approach depends on three factors:

1.    the availability of timely, comparable sales data;

2. an understanding of the true terms of the sales and the motivation of the buyer and seller;

3. the degree of comparability, or the extent of the adjustments needed to reflect differences between the subject property and the comparable property.

In appraising lodging facilities, it is often difficult to find an adequate number of recent sales involving hotels that are truly comparable to the subject property. Consequently, it may be necessary to consider transactions involving properties in different market areas, and the required adjustments greatly diminish the reliability of the conclusions. Moreover, it is virtually impossible for an observer to determine the true motivations of the buyers and sellers involved in transactions. Hotel acquisition often represents a highly ego-driven process in which a number of external, non-market factors influence the purchase price. Unless the appraiser can quantify these influences, there is no way of knowing whether the purchase price paid actually reflects market value. A final consideration is the degree of similarity between the subject property and the comparable; in most cases, the differences are significant enough to require numerous subjective and unsubstantiated adjustments. Each adjustment represents a potential for error,

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and thus diminishes the reliability of this approach. As a result of these shortcomings, the use of the sales comparison approach in valuing hotels is primarily as a check against the value indicated by the income capitalization approach.

Hotel values declined in many areas of the country during the late 1980s and early 1990s, although a rebound began in 1994 and 1995. The downturn, which began in most markets in 1988, was largely attributable to lower operating incomes caused by an oversupply of new hotel rooms constructed during the mid-1980s. Overbuilding resulted in flat or declining average rates and occupancies, which caused revenues to fall. A number of other factors exacerbated the situation. The national recession caused a drop in demand in many markets during the early 1990s, and the Persian Gulf War created a virtual freeze on travel in the beginning of 1991, further limiting hotel demand. Operating costs continued to rise despite poor market conditions, resulting in a decline in the net operating income of hotels throughout the nation. Because operating costs have a large fixed component, many lodging facilities experienced precipitous drops in net income.

As bottom-line profits eroded, many hotels were unable to meet debt service, and hundreds of properties entered foreclosure or bankruptcy. Lenders and government agencies soon became hotel owners. Because most financial institutions were preoccupied with their distressed real estate, very little mortgage capital was available, and the nation suffered from a well-publicized credit crunch. Most hotel transactions that occurred during the early 1990s were financed by the property owners, who, in most cases, were lenders.

In the early 1990s, the primary market participants were owner-operators with the expertise to turn around under-performing properties. Hotels were out of favor with passive investors as a result of the industry's poor operating performance and the uncertainty of future appreciation. The wide disparity in buyer and seller expectations also limited the number of transactions. Many sellers were unwilling to accept the fact that the market value of their hotel investments had declined below the cost of the project or the original investment. Moreover, many owners were faced with a significant tax burden upon sale, further reducing their willingness to settle for a price that was below the original acquisition cost.

As a result of these market forces, there was very little sales activity involving large, high-quality hotels. The primary difficulty was the lack of

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properties available for sale; owners who were not forced to sell opted to wait for prices to recover. The few hotels that did enter the market generally attracted 15 to 20 interested bidders, mostly consisting of owner-operators. As a result of the competition for these few assets, the prices of better-quality hotels began to escalate rapidly. In response, more sellers have been encouraged to place their products on the market.

An indicator of this market trend is the number of hotel sales that have occurred during the past few years. HVS International tracks major hotel transactions of more than $10,000,000 on an annual basis. In 1992, the number of major transactions was 67; a slightly lower level of 52 was registered in 1993. This total increased significantly (to 92) in 1994, and the 1995 total is estimated to have been 104.

In tandem with escalating prices, hotels are again being considered by traditional financing sources, which had virtually abandoned the hospitality industry by the early 1990s. Although many lenders are still approaching the market with a high degree of caution, it is now possible to obtain third-party financing for hotel transactions. The mortgage loans that are now being made are subject to fairly stringent requirements: loan-to-value ratios remain in the 65% to 75% range. The qualification of the borrower is also a crucial consideration for most lenders.

We believe that the upward trend in both pricing and sales activity will continue as financing becomes more available and additional buyers (particularly passive investors) enter the market. Consequently, it is important to consider the date of the transactions used in the sales comparison approach. When the comparable sales are not recent enough to provide an accurate picture of the current market, it may be necessary to make upward adjustments to the values indicated by the sales comparison and income capitalization approaches in recognition of the recent escalation.

Comparable Sales

Based on information provided by the Hospitality Market Data Exchange and compiled by the six offices of HVS International, the following transactions involved hotels that appear to have some degree of comparability to the subject property.

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Sale #1:

Property:                          Quality Inn
Location:                          Woodbury, New York
Date of Sale:                      August, 1995
Sales Price:                       $2,900,000
Grantor:                           The Estate of Frederick Phillips, et al.
Grantee:                           Woodbury Realty Associates
Year Opened:                       1961
Number of Rooms:                   85
Price per Room:                    $34,118
Confirmed By:                      Goodman Marks Associates
Comments:                          This property is located on Jericho Turnpike
                                   in Woodbury. The purchase price includes the
                                   furniture, fixtures, and equipment, and the
                                   property is subject to a long-term lease for
                                   a restaurant on the premises.

Sale #2:

Property:                          Comfort Inn
Location:                          7625 Imperial Way
                                   Fogelsville, Pennsylvania
Date of Sale:                      March, 1995
Sales Price:                       $7,000,000
Grantor:                           Solow Hotel Corporation
Grantee:                           Innkeepers USA, L.P.
Year Opened:                       1990
Number of Rooms:                   127
Price per Room:                    $55,118
Confirmed By:                      Pratt, White, and Whitney, Real Estate
                                   Appraisers and Consultants

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Sale #3:

Property:                          Comfort Inn
Location:                          629 Frontage Road
                                   Augusta, Georgia
Date of Sale:                      May, 1995
Sales Price:                       $6,000,000
Grantor:                           International Management & Investment
                                   Corporation
Grantee:                           Winston Hotels
Year Opened:                       1989
Number of Rooms:                   123
Price per Room:                    $48,780
Confirmed By:                      Schultz, Carr, Bissette & Associates
Comments:                          The purchaser reportedly paid a premium for
                                   this property in order to obtain the
                                   remaining properties in the portfolio.

Sale #4:

Property:                          Hampton Inn
Location:                          6109 Glenwood Avenue
                                   Raleigh, North Carolina
Date of Sale:                      May, 1995
Sales Price:                       $6,700,000
Grantor:                           IMIC (International Management and
                                   Investment Corporation).
Grantee:                           Winston Hotels, Inc.
Year Opened:                       1986
Number of Rooms:                   141
Price per Room:                    $47,518
Confirmed By:                      Schultz, Carr, Bissette & Associates
Comments:                          The property features an outdoor swimming
                                   pool.

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In addition to considering the preceding recent transactions, we have also reviewed the sale of the subject property, which occurred in 1994. The details of this transaction are summarized as follows.

Subject Property:

Property:                          Howard Johnson Westbury
Location:                          Jericho, NY
Date of Sale:                      May, 1994
Sales Price:                       $3,148,818
Grantor:                           Northeast Hotel Associates
Grantee:                           Westbury New York Hotel Limited Partnership
                                   (an entity controlled by Ashford Financial
                                   Corporation)
Year Opened:                       1967
Number of Rooms:                   80
Price per Room:                    $39,360
Comments:                          The sales price represents the allocated
                                   purchase price for the property and included an amount equivalent to $363,177 allocated to upgrade the facility subsequent to the sale.
                                   The renovation costs included capital
                                   expenditures for 1994 and 1995.

In analyzing the sale of the subject property, it is important to consider the terms and conditions pertaining to the transaction. The subject property was acquired by Ashford Financial Corporation from Nippon Credit Bank, Ltd. in March of 1994 as part of a purchase of a mortgage loan secured by 15 hotel properties. The outstanding principal balance of the nonperforming mortgage loan at the time of acquisition was $72,840,000, and the purchase price was $18,730,000. At the time of the closing, the mortgage loan was the subject of a settlement agreement between Nippon Credit Bank, Ltd. and Northeast Hotel Association, Inc., which was the owner of the subject property. The settlement agreement called for the conveyance of property deeds in lieu of foreclosure as well as a cash payment of $2,000,000 for the settlement of guaranty obligations. The above-listed price represents an allocation of the total package price rather than a negotiated value for this single asset. Based on our understanding of the terms of this transaction, we do not believe that this sale was reflective of the market value of the individual hotel.

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The relevance of the previous transaction involving the subject property is also undermined by the material change in market conditions that has occurred since the date of this sale. Areawide occupancy and average rate have improved dramatically in the intervening months, and are forecast to continue this positive trend. As previously discussed, the market for hotel investments has also improved significantly because of changes in lender and investor attitudes. Finally, the property itself has undergone a significant renovation, with approximately $370,000 spent on upgrading the facilities and amenities. For these reasons, we are of the opinion that the May, 1994, sale involving the subject property is not a reliable indicator of the current value of the hotel.

Conclusion

Although the sales comparison approach may be useful in providing a value range and reflecting certain market characteristics, its applicability is limited by the numerous possible points of difference between the subject property and other hotels that have sold in recent years. These factors may include location, access, size, services and facilities offered, market conditions, chain affiliation, market orientation, management, rate structure, age, physical condition, date of sale, the highest and best use of the land, and the anticipated profitability of the operation. Circumstances surrounding a sale, such as financing terms, tax considerations, income guarantees, sales of partial interests, duress on the part of the buyer or seller, or a particular deal structure can also cause a disparity between the sales price and pure market value. Moreover, it is often difficult to determine the marketing periods that were necessary to consummate the transactions. It is extremely difficult to quantify the appropriate adjustment factors accurately because of their number and complexity, as well as the difficulty in obtaining specific, detailed information. Any attempt to manipulate the necessary adjustments is insupportable and purely speculative.

Because appraisers are expected to reflect the analytical processes and actions of typical buyers and sellers rather than to create a highly subjective valuation approach, the investment rationale of hotel owners is an essential consideration. As specialists in the valuation of hotels, we find that typical buyers purchase properties based on a thorough analysis of the anticipated economic benefits of property ownership, rather than on historical sales data.

In light of these factors, it is our opinion that the sales comparison approach is unsuitable for indicating a specific estimate of the subject property's market value; however, this approach may indicate a range of values that can

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be used to test the reasonableness of the value indicated by the income capitalization approach. Excluding the sale of the subject property, the sales prices range from approximately $34,100 to $55,100 per room, or roundly $2,700,000 to $4,400,000 for the 80-unit subject property. The income capitalization approach indicates a value of $3,700,000, which falls within this range.

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12. Cost Approach

The cost approach is founded on the principle of substitution, which implies that no prudent person will pay more for a property than the amount to acquire a site and construct a building of equal desirability and utility without undue delay. This approach estimates market value by first calculating the current cost of replacing the improvements. Appropriate deductions are made for depreciation resulting from physical deterioration, functional obsolescence, and external (economic) obsolescence, and the land value is added to the depreciated replacement cost to provide an estimate of market value. The cost approach employs the following steps.

1.    The current replacement or reproduction cost is estimated.

2. Land value is estimated using techniques such as allocation, extraction, or ground rent capitalization.

3. Accrued depreciation, which can be divided into physical deterioration, functional obsolescence, and external obsolescence, is estimated.

4. Total depreciation is deducted from the subject property's replacement cost, and the land value is added to arrive at an estimate of value via the cost approach.

When forming their purchase decisions regarding existing properties, market participants tend to consider the cost of developing a new hotel with optimal physical and functional utility. External conditions, such as the depressed market for real estate (and hotels in particular), can cause a property to be worth less than its replacement cost as new. The task of estimating the loss in value resulting from incurable functional and external obsolescence is highly subjective.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements age and begin to deteriorate, the loss in value resulting from physical obsolescence

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becomes increasingly difficult to quantify accurately. Loss in value attributable to functional obsolescence can be even more difficult to determine.

The subject property was constructed in 1967, and will be approximately 29 years old as of the date of this appraisal. As a result of renovations that occurred in 1994 and 1995, the hotel is in relatively good condition. Further renovations are scheduled to take place later in 1996, when the gatehouse, which houses the reception and administrative offices, will undergo a refurbishment. The subject property features interior corridors and an outdoor swimming pool.

We also note that the depressed hotel market conditions that prevailed in the late 1980s and the early 1990s have also led to a degree of external obsolescence. In our opinion, it is impossible to identify and quantify the impact of these factors on the property's value with any accuracy, so we will only estimate the replacement cost of the subject property.

Replacement Cost Replacement Cost

Replacement cost is the current construction cost of a building with the same utility as the subject property, but built with modern materials and according to current construction and design standards. For the purpose of estimating the replacement cost of the subject property, we have used a hotel development cost survey conducted by HVS International. This survey is published annually in a newsletter entitled The Hotel Valuation Journal, and appeared in the May, 1996, issue of Lodging Hospitality. The survey presents the range of per-room costs associated with various components of hotel development, including the improvements, the furniture, fixtures, and equipment, pre-opening expenses, and operating capital. Statistics are compiled for three broad categories of hotels: luxury, standard, and economy. The results of this survey are presented in the following table.

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Table 12-1  Hotel Development Cost Survey (Amounts per Room)
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                       Improvements   Furniture & Equipment  Pre-Opening    Operating Capital       Total           Percent Change
------------------------------------------------------------------------------------------------------------------------------------
1976
     Luxury       $32,000  -  $55,000   $5,000  - $10,000  $1,000 -  $2,000  $1,000 - $1,500   $39,000  - $68,500    ---   -   ---
     Standard      20,000  -   32,000    3,000  -   6,000     750 -   1,000     750 -  1,000    24,500  -  40,000    ---       ---
     Economy        8,000  -   15,000    2,000  -   4,000     500 -   1,000     500 -    750    11,000  -  20,750    ---   -   ---
1979
     Luxury        36,000  -   65,000    8,000  -  15,000   1,500 -   3,000   1,500 -  2,000    47,000  -  85,000    6.8   -   8.0
     Standard      25,000  -   36,000    5,000  -  10,000   1,000 -   2,000   1,000 -  1,500    32,000  -  49,500   10.2   -   7.9
     Economy       10,000  -   20,000    3,000  -   5,000     750 -   1,000     750 -  1,000    14,500  -  27,000   10.6   -  10.0
1981
     Luxury        45,000  -   80,000   10,000  -  20,000   2,000 -   3,500   2,000 -  2,500    59,000  - 106,000   12.8   -  12.4
     Standard      25,000  -   40,000    7,000  -  13,000   1,200 -   2,500   1,200 -  2,000    34,400  -  57,500    3.8   -   8.1
     Economy       13,000  -   25,000    4,000  -   7,000     700 -   1,200     900 -  1,200    18,600  -  34,400   14.1   -  13.7
1983
     Luxury        55,000  -  100,000   12,500  -  20,000   2,300 -   4,000   2,000 -  2,800    71,800  - 126,800   10.8   -   9.8
     Standard      35,000  -   50,000    9,000  -  15,000   1,400 -   3,000   1,300 -  2,200    46,700  -  70,200   17.9   -  11.0
     Economy       18,000  -   32,000    5,000  -   8,000     800 -   1,500     900 -  1,300    24,700  -  42,800   16.4   -  12.2
1985
     Luxury        60,000  -  115,000   13,400  -  30,000   3,000 -   5,000   2,100 -  3,100    78,500  - 153,100    4.7   -  10.4
     Standard      38,000  -   57,000    9,500  -  16,500   1,900 -   3,600   1,500 -  2,500    50,900  -  79,600    4.5   -   6.7
     Economy       20,000  -   36,000    5,000  -   8,800   1,000 -   1,700   1,000 -  1,500    27,000  -  48,000    4.7   -   6.1
1986
     Luxury        62,000  -  120,000   13,700  -  30,600   3,100 -   5,200   2,300 -  3,100    81,100  - 158,900    3.3   -   3.8
     Standard      39,000  -   60,000    9,700  -  16,800   2,000 -   3,800   1,500 -  2,600    52,200  -  83,200    2.6   -   4.5
     Economy       21,000  -   37,000    5,100  -   9,000   1,000 -   1,800   1,100 -  1,500    28,200  -  49,300    4.4   -   2.7
1987
     Luxury        63,000  -  122,000   13,800  -  30,900   3,300 -   5,500   2,300 -  3,200    82,400  - 161,600    1.6   -   1.7
     Standard      40,000  -   61,000    9,800  -  16,800   2,100 -   3,900   1,500 -  2,600    53,400  -  84,300    2.3   -   1.3
     Economy       21,000  -   39,000    5,200  -   9,100   1,100 -   1,800   1,100 -  1,500    28,400  -  51,400    0.7   -   4.3
1988
     Luxury        65,000  -  125,000   14,000  -  31,000   3,300 -   5,500   2,300 -  3,200    84,600  - 164,700    2.7   -   1.9
     Standard      41,000  -   63,000   10,000  -  17,100   2,100 -   3,900   1,500 -  2,600    54,600  -  86,600    2.2   -   2.7
     Economy       22,000  -   40,000    5,200  -   9,100   1,100 -   1,800   1,100 -  1,500    29,400  -  52,400    3.5   -   1.9
1989
     Luxury        66,000  -  126,000   15,000  -  32,000   3,300 -   5,500   2,300 -  3,200    86,600  - 166,700    2.4   -   1.2
     Standard      41,000  -   64,000   10,500  -  18,000   2,100 -   3,900   1,500 -  2,600    55,100  -  88,500    0.9   -   2.2
     Economy       22,000  -   40,000    5,500  -   9,700   1,100 -   1,800   1,100 -  1,500    29,700  -  53,000    1.0   -   1.1
1990
     Luxury        67,000  -  128,000   15,400  -  33,000   3,500 -   5,700   2,500 -  3,500    88,400  - 170,200    2.1   -   2.1
     Standard      42,000  -   65,000   10,800  -  18,500   2,200 -   4,000   1,600 -  2,800    56,600  -  90,300    2.7   -   2.0
     Economy       22,500  -   41,000    5,600  -  10,000   1,200 -   1,800   1,200 -  1,600    30,500  -  54,400    2.7   -   2.6
1991
     Luxury        65,000  -  122,000   14,500  -  31,500   3,700 -   5,900   2,600 -  3,600    85,800  - 163,000   (2.9)  -  (4.2)
     Standard      40,000  -   63,000   10,000  -  17,800   2,300 -   4,200   1,700 -  2,900    54,000  -  87,900   (4.6)  -  (2.7)
     Economy       21,000  -   39,000    5,000  -   9,500   1,300 -   2,000   1,300 -  1,700    28,600  -  52,200   (6.2)  -  (4.0)
1992
     Luxury        64,000  -  120,000   14,200  -  30,900   3,800 -   6,100   2,700 -  3,700    84,700  - 160,700   (1.3)  -  (1.4)
     Standard      39,000  -   62,000    9,800  -  17,400   2,300 -   4,400   1,800 -  3,000    52,900  -  86,800   (2.0)  -  (1.3)
     Economy       21,000  -   38,000    4,900  -   9,300   1,400 -   2,100   1,300 -  1,800    28,600  -  51,200    0.0   -  (1.9)
1993
     Luxury        63,000  -  119,000   14,000  -  30,500   3,900 -   6,200   2,800 -  3,800    83,700  - 159,500   (1.2)  -  (0.7)
     Standard      39,000  -   61,000    9,700  -  17,200   2,300 -   4,500   1,800 -  3,000    52,800  -  85,700   (0.2)  -  (1.3)
     Economy       21,000  -   38,000    4,900  -   9,200   1,400 -   2,100   1,300 -  1,800    28,600  -  51,100    0.0   -  (0.2)
1994
     Luxury        64,000  -  121,000   14,300  -  31,100   3,900 -   6,200   2,800 -  3,800    85,000  - 162,100    1.6   -   1.6
     Standard      40,000  -   63,000   10,000  -  17,600   2,400 -   4,600   1,800 -  3,000    54,200  -  88,200    2.7   -   2.9
     Economy       22,000  -   40,000    5,100  -   9,500   1,500 -   2,200   1,300 -  1,800    29,900  -  53,500    4.5   -   4.7
1995
     Luxury        65,000  -  124,000   14,800  -  32,300   4,100 -   6,400   2,900 -  4,000    86,800  - 166,700    2.1   -   2.8
     Standard      41,000  -   65,000   10,400  -  18,300   2,500 -   4,800   1,900 -  3,100    55,800  -  91,200    3.0   -   3.4
     Economy       23,000  -   42,000    5,400  -   9,900   1,600 -   2,300   1,300 -  1,800    31,300  -  56,000    4.7   -   4.7

                    Average Annual Compounded Percent Change:

 1976 - 1995: Luxury    4.3%  -   4.8%    1986 - 1995: Luxury     0.8%  -  0.5%
              Standard  4.4%  -   4.4%                 Standard   0.7%  -  1.0%
              Economy   5.7%  -   5.4%                 Economy    1.2%  -  1.4%

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As illustrated by the previous table, hotel development costs rose significantly during the late 1970s and the early 1980s; however, the rate of increase slowed substantially in 1987. In 1991, hotel development costs declined for the first time since 1976. Further drops of as much as 2.0% were registered in 1992. Between 1986 and 1990, average annual compounded increases ranged from 1.7% to 2.5%. Costs rose slowly (at average annual compounded rates ranging from 0.5% to 1.4%) between 1986 and 1995, largely as a result of the declines in 1991, 1992, and 1993. In 1995, hotel development costs started to escalate more rapidly, reaching 4.7% in the economy segment. As more hotels are developed, we expect costs to continue to rise.

Because the replacement cost tends to set the upper limit of a particular hotel's value, this figure is relevant to our analysis. We estimate the replacement cost of the subject property as follows, based on the development cost survey discussed earlier.

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Table 12-2 Subject Property's Replacement Cost
--------------------------------------------------------------------------------

                                      Cost         No. of
Hotel Cost                          per Room        Rooms       Total Cost
---------------------------------------------------------------------------

Building                             $42,000         80         $3,360,000
FF&E                                   9,000         80            720,000
Pre-Opening                            2,000         80            160,000
Operating Capital                      1,800         80            144,000
---------------------------------------------------------------------------
Total                                $54,800                    $4,384,000
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Ground Lease Approach to Land Valuation

Land value may be estimated either by the sales comparison approach, using comparable land sales, or by the ground lease approach, which is based on the economic value generated by an improvement that represents the property's highest and best use. Because it is unusual to find recent sales of comparable vacant land that is slated for imminent hotel development, we have used the ground lease approach to determine the subject property's land value.

Hotels are often constructed on leased land, and although lease terms differ somewhat, the basis for the rental calculation is frequently tied to a percentage of revenue. By applying a typical ground lease rental formula to the subject property's stabilized revenues, the appraiser can determine the

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hotel's economic rent, or what is also known as the income attributable to the land. Land value is then calculated by dividing the economic rent by an appropriate capitalization rate.

The self-adjusting aspect of this approach is key to its reliability. Because the rental formula is tied to a percentage of revenue that inherently reflects both the locational attributes of the site (occupancy and rate) and the allowable density of development, the resulting economic ground rent justly represents the greatest net return to the land over a given period. Because the Howard Johnson Westbury appears to represent the highest and best use of the property, the ground lease approach is an appropriate method of determining land value.

We have researched long-term hotel ground leases in search of rental formulas that are based on a percentage of rooms revenue or on a combination of rooms, food, and beverage revenue. This analysis indicates that economic ground rents for hotels similar to the subject property typically range from 2.7% to 7.8% of rooms revenue. Although this range is quite broad, most of the formulas yield rental percentages of between 4.0% and 5.0% of rooms revenue.

After considering these comparable ground leases and the locational attributes of the subject property, we believe the appropriate economic ground rental percentage is 4.5% of stabilized rooms revenue. The subject property's stabilized rooms revenue has been deflated to reflect 1997 dollars. The following calculation shows the derivation of the subject property's economic ground rent.

Stabilized Rooms Revenue (1997 dollars)                   $1,610,628
Rental Percentage                                              0.045
                                                          ----------
       Economic Ground Rent                                  $72,478

Rent generated by a ground lease represents a fairly low-risk income flow. Because the tenant improvements typically amount to more than eight times the value of the land, the risk of default is low. When the ground lease terms are tied to rooms revenue, the landlord is also protected from the adverse effects of inflation.

It is important to note that a portion of the subject property's land is subject to a ground lease. However, lease payments are not calculated as a percentage of rooms revenue; rather, they are set according to a predetermined

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schedule. In order to determine the value of the land that would be transferable upon sale of the subject property, we have determined the economic ground rent of the entire parcel using the ground lease approach. We then subtracted from the total estimate of the property's economic ground rent the actual rent of the leased portion of the subject site, resulting in the total economic ground rent for the portion of the subject site that is not leased, calculated as follows.

                           $72,478 - $51,400 = $21,078

We then applied a capitalization rate to this figure to determine the value of the fee simple portion of the land upon which the subject property is situated. Based on the risk factors outlined previously and the current cost of long-term capital, we estimate the appropriate ground rental overall capitalization rate at 10%. Applying this indicated capitalization rate yields the following estimate of land value for the portion of the site that is not leased.

Economic Ground Rent (Less Lease Rental)    =      $21,078      =     $210,783
-----------------------------------------       ------------
                     Capitalization Rate             0.10

           Estimated Land Value (Say)                                 $211,000

A new hotel's land value typically ranges from 10% to 20% of the overall value. The estimate of land value presented above is approximately 6.0% of the subject property's total value as indicated by the income capitalization approach and reflects the applicable overlease.

Replacement Cost

Combining the replacement cost of the property with the land value yields the subject property's total replacement cost.

================================================================================
Table 12-3 Total Replacement Cost
--------------------------------------------------------------------------------

Cost of the Improvements and FF&E                            $4,384,000
Land Value                                                      211,000
                                                          --------------

Total Replacement Cost                                       $4,595,000

Total Replacement Cost (Say)                                 $4,600,000

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If a property's replacement cost is significantly higher than the values indicated by the income capitalization and sales comparison approaches, it may indicate that an upward adjustment of these values is appropriate. This would also reduce the probability of new hotel development, which is not likely to be feasible under those conditions. This creates an effective barrier to entry for new competition, thus reducing the risk associated with the subject property's income-generating potential. An upward adjustment of the value indicated by the income capitalization approach is also justified by this barrier to entry.

We find that knowledgeable hotel buyers generally base their purchase decisions on economic factors, such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, it is our opinion that the cost approach is inapplicable in estimating the market value of the Howard Johnson Westbury. However, we have estimated the subject property's replacement cost as new, which may set the upper limit of the hotel's value.

HVS International, Mineola, New York   Reconciliation of Value Indications   141
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13. Reconciliation of Value Indications

The reconciliation, which is the last step in the appraisal process, involves summarizing and correlating the data and procedures employed throughout the analysis. The final conclusion of value is arrived at after reviewing the estimates indicated by the income capitalization, sales comparison, and cost approaches. The relative significance, applicability, and defensibility of each indicated value is considered, and the greatest weight is given to that approach deemed most appropriate for the property being appraised.

The purpose of this report is to estimate the market value of the fee simple interest in the subject property. Our appraisal involves a careful analysis of the property itself and the economic, demographic, political, physical, and environmental factors that influence real estate values. Based on the data set forth in this report, the following value indications were developed.

         Approach                                       Value Indication
         --------                                       ----------------

         Income Capitalization                             $3,700,000
         Sales Comparison                           $2,700,000 to $4,400,000
         Cost (Replacement Cost)                           $4,600,000

Income Capitalization Approach

To estimate the subject property's value via the income capitalization approach, we analyzed the local market for transient accommodations, examined the competitive environment, projected occupancy and average rate levels, and developed a forecast of income and expense that reflects anticipated income trends and cost components through a stabilized year of operation. The subject property's projected net income before debt service was then allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component was calculated; the total of the mortgage and equity components equates to the value of the property.

HVS International, Mineola, New York   Reconciliation of Value Indications   142
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Our nationwide experience indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the hotel investors who constitute the marketplace. For this reason, we believe that the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in our final estimate of the subject property's market value.

Sales Comparison Approach

The sales comparison approach uses actual sales of similar properties to provide an indication of the subject property's value. The strength of this approach is that it measures value based on the investment decisions made by actual buyers and sellers. Although we have investigated a number of sales in an attempt to develop a range of value indications, several adjustments are necessary to render the sales prices applicable to the subject property. These adjustments, which are numerous and highly subjective, diminish the reliability of the sales comparison approach. Furthermore, we find that typical hotel investors employ a sales comparison procedure only to establish broad value parameters.

The hotel sales outlined earlier in this report indicate a value range of $34,100 to $55,100 per available room. The income capitalization approach indicates a per-room value of approximately $46,300. This information suggests that a slight upward adjustment of the value indicated by the income capitalization approach may be warranted.

Cost Approach

To estimate the subject property's value via the cost approach, we estimated the current replacement cost of the property and added the land value. We give the cost approach limited weight in arriving at a final value estimate, because knowledgeable buyers of lodging facilities generally base their purchase decisions on economic factors (such as projected net income and return on investment) rather than on a property's depreciated replacement cost.

The replacement cost estimate developed via the cost approach can help to corroborate the results of the income capitalization and sales comparison approaches to value. If the replacement cost is substantially higher or lower than the value indicated by the income capitalization approach, an upward or downward adjustment of the income capitalization approach value may be necessary. In the case of the subject property, the replacement cost is slightly higher than the value indicated by the income capitalization approach or the sales comparison approach. This suggests that a slight

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upwards adjustment to the value indicated by the income capitalization approach may be warranted.

Value Conclusion

Careful consideration has been given to the strengths and weaknesses of the three approaches to value discussed above. In recognition of the purpose of this appraisal, we have given primary weight to the value indicated by the income capitalization approach and made some subjective adjustments based on the replacement cost estimate, the sales comparison approach, and our extensive experience in the hospitality industry. It is our opinion that the market value of the fee simple (subject to an overlease) interest in the Howard Johnson Westbury - Jericho, as of January 1, 1997, is:

                                   $3,800,000

                  THREE MILLION EIGHT HUNDRED THOUSAND DOLLARS

The estimate of market value includes the land, the improvements, and the furniture, fixtures, and equipment. The appraisal assumes that the hotel is open and operational.

This value estimate equates to roundly $47,500 per room, which is well supported by market sales and approximately 2.6% higher than the value indicated by the income capitalization approach. The estimate of value assumes either the availability of third-party financing or the willingness and capability of the seller to take back purchase-money financing so that a buyer can obtain the level of debt set forth in the Income Capitalization Approach section of this appraisal.

Marketing Period

Our estimate of market value assumes a marketing period of six to nine months. Under normal economic conditions, hotels are transferred within this time frame.

Personal Property

In accordance with the appraisal standards set forth by the Office of the Comptroller of the Currency, it is necessary for bank appraisals to identify and value any personal property, fixtures, or intangible items that are included in the appraisal and discuss their impact on the overall estimate of market value. A hotel's income-generating ability depends on a suitable inventory of furniture, fixtures, and equipment. Removal of these items can decrease the property value by as much as the cost to replace the inventory plus the loss of income incurred while the hotel cannot function.

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A hotel's personal property consists of a wide variety of components, including bedroom furnishings, bathroom fixtures, restaurant and kitchen equipment, front office and accounting computers, exterior signs, and similar items. Our inspection of the Howard Johnson Westbury indicates that the personal property and fixtures are in fair condition.

Based on an annual construction cost survey conducted by HVS International, we estimate the total replacement cost of the subject property's furniture, fixtures, and equipment at $9,000 per available room. Assuming an average useful life of ten years and an effective age of six years, the value of the furniture, fixtures, and equipment currently in place is approximately $3,600 per room, or a total of $288,000.

The Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) stipulates that "...any business interest or other intangible item should be valued separately within the appraisal."(16) Hotels have both business and real estate components; without the business expertise necessary to operate the facility, a hostelry would have little real estate value.

Because furniture, fixtures, and equipment are essential to a hotel's income-generating ability and are seldom removed from the property or sold separately, the separation of the personal property component from the real property is not particularly meaningful.

(16)   Federal Register, Vol. 55, No. 143, July 25, 1990, p. 30205.

HVS International, Mineola, New York         Statement of Assumptions and   145
                                             Limiting Conditions
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14. Statement of Assumptions and Limiting Conditions

1.    This report is to be used in whole and not in part.

2. No responsibility is assumed for matters of a legal nature, nor do we render any opinion as to title, which is assumed to be marketable and free of any deed restrictions and easements. The property is valued as though free and clear unless otherwise stated.

3. We assume that there are no hidden or unapparent conditions of the sub-soil or structures, such as underground storage tanks, that would render the property more or less valuable. No responsibility is assumed for these conditions or for any engineering that may be required to discover them.

4. We have not considered the presence of potentially hazardous materials such as asbestos, urea formaldehyde foam insulation, PCBs, any form of toxic waste, polychlorinated biphengyls, pesticides, or lead-based paints. The appraisers are not qualified to detect hazardous substances, and we urge the client to retain an expert in this field if desired.

5. The Americans with Disabilities Act (ADA) became effective on January 26, 1992. We have conducted no specific compliance survey to determine whether the subject property is operating in accordance with the various detailed requirements of the ADA. It is possible that the property does not conform to the requirements of the act, and this could have an unfavorable effect on value. Because we have no direct evidence regarding this issue, our estimate of value does not consider possible non-compliance with the ADA.

6. We have made no survey of the property, and we assume no responsibility in connection with such matters. Sketches, photographs, maps, and other exhibits are included to assist the reader in visualizing the property. It is assumed that the use of the land and improvements is

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      within the boundaries of the property described, and that there is no encroachment or trespass unless noted.

7. All information, financial operating statements, estimates, and opinions obtained from parties not employed by HVS International are assumed to be true and correct. We can assume no liability resulting from misinformation.

8. Unless noted, we assume that there are no encroachments, zoning violations, or building violations encumbering the subject property.

9. The property is assumed to be in full compliance with all applicable federal, state, local, and private codes, laws, consents, licenses, and regulations (including a liquor license where appropriate), and that all licenses, permits, certificates, franchises, and so forth can be freely renewed or transferred to a purchaser.

10. All mortgages, liens, encumbrances, leases, and servitudes have been disregarded unless specified otherwise.

11. None of this material may be reproduced in any form without our written permission, and the report cannot be disseminated to the public through advertising, public relations, news, sales, or other media.

12. We are not required to testify or appear in court by reason of this analysis without previous arrangements, and only when our standard per diem fees and travel costs are paid prior to the appearance.

13. If the reader is making a fiduciary or individual investment decision and has any questions concerning the material presented in this report, it is recommended that the reader contact us.

14. We take no responsibility for any events or circumstances that take place subsequent to either the date of value or the date of our field inspection, whichever occurs first.

15. The quality of a lodging facility's on-site management has a direct effect on a property's economic viability and value. The financial forecasts presented in this analysis assume responsible ownership and competent management. Any departure from this assumption may have a significant impact on the projected operating results and the value estimate.

16. The estimated operating results presented in this report are based on an evaluation of the overall economy, and neither take into account nor

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      make provision for the effect of any sharp rise or decline in local or national economic conditions. To the extent that wages and other operating expenses may advance during the economic life of the property, we expect that the prices of rooms, food, beverages, and services will be adjusted to at least offset those advances. We do not warrant that the estimates will be attained, but they have been prepared on the basis of information obtained during the course of this study and are intended to reflect the expectations of a typical hotel buyer.

17. This analysis assumes continuation of all Internal Revenue Service tax code provisions as stated or interpreted on either the date of value or the date of our field inspection, whichever occurs first.

18. Many of the figures presented in this report were generated using sophisticated computer models that make calculations based on numbers carried out to three or more decimal places. In the interest of simplicity, most numbers have been rounded to the nearest tenth of a percent. Thus, these figures may be subject to small rounding errors.

19. It is agreed that our liability to the client is limited to the amount of the fee paid as liquidated damages. Our responsibility is limited to the client, and use of this report by third parties shall be solely at the risk of the client and/or third parties. The use of this report is also subject to the terms and conditions set forth in our engagement letter with the client.

20. Appraising hotels is both a science and an art. Although this analysis employs various mathematical calculations to provide value indications, the final estimate is subjective and may be influenced by our experience and other factors not specifically set forth in this report.

21. Any distribution of the total value between the land and improvements or between partial ownership interests applies only under the stated use. Moreover, separate allocations between components are not valid if this report is used in conjunction with any other analysis.

22. This study was prepared by Hospitality Valuation Services, a division of Hotel Consulting Services, Inc. All opinions, recommendations, and conclusions expressed during the course of this assignment are rendered by the staff of Hotel Consulting Services, Inc. as employees, rather than as individuals.

HVS International, Mineola, New York                        Certification   148
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15. Certification

1.    We, the undersigned appraisers, hereby certify:

2. that the statements and opinions presented in this report, subject to the limiting conditions set forth, are correct to the best of our knowledge and belief;

3. that Sean A. Hehir personally inspected the property described in this report; that Anne R. Lloyd-Jones and Stephen Rushmore participated in the analysis and reviewed the findings but did not personally inspect the property;

4. that we have no current or contemplated interests in the real estate that is the subject of this report;

5. that we have no personal interest or bias with respect to the subject matter of this report or the parties involved;

6. that this report sets forth all of the limiting conditions (imposed by the terms of this assignment) affecting the analyses, opinions, and conclusions presented herein;

7. that the fee paid for the preparation of this report is not contingent upon our conclusions;

8. that this report has been prepared in accordance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute;

9. that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives;

HVS International, Mineola, New York                        Certification   149
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10. that this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (as adopted by the Appraisal Foundation);

11. that no one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report;

12. that as of the date of this report, Stephen Rushmore has completed the requirements of the continuing education program of the Appraisal Institute;

13. that this appraisal is not based on a requested minimum value, a specific value, or the approval of a loan.

                           /s/ Sean A. Hehir
                           -----------------------------------
                           Sean A. Hehir
                           Consulting and Valuation Analyst
                           Hotel Consulting Services, Inc.


                           /s/ Anne R. Lloyd-Jones
                           -----------------------------------
                           Anne R. Lloyd-Jones, CRE
                           Senior Vice President
                           Hotel Consulting Services, Inc.


                           /s/ Stephen Rushmore
                           -----------------------------------
                           Stephen Rushmore, CRE, MAI, CHA
                           President
                           Hotel Consulting Services, Inc.

HVS International, Mineola, New York        Photographs of the Subject Property
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                               [GRAPHIC OMITTED]


                                Subject Property




                               [GRAPHIC OMITTED]


                                      Lobby

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                               [GRAPHIC OMITTED]


                               Standard Guestroom




                               [GRAPHIC OMITTED]


                             Guestroom with Jacuzzi

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                               [GRAPHIC OMITTED]


                                    Corridor

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                                [GRAPHIC OMITTED]


                                Typical Bathroom

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                                [GRAPHIC OMITTED]


                              Holiday Inn Westbury



                                [GRAPHIC OMITTED]


                              Fairfield Inn Syosset

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                                [GRAPHIC OMITTED]


                              Quality Inn Westbury



                                [GRAPHIC OMITTED]


                             Ramada Limited Woodbury

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                                [GRAPHIC OMITTED]


                                 Plainview Plaza

                                             Howard Johnson Lodge - Westbury, NY

                                    WESTBURY

                                   SCHEDULE A


ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING AT JERICHO, TOWN OF OYSTER BAY, COUNTY 0F NASSAU AND STATE OF NEW YORK, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE CORNER FORMED BY THE INTERSECTION OF THE NORTHERLY SIDE OF JERICHO TURNPIKE WITH THE SOUTHERLY SIDE 0F SOUTH SERVICE ROAD - LONG ISLAND EXPRESSWAYS;

RUNNING THENCE WESTERLY ALONG THE NORTHERLY SIDE OF JERICHO TURNPIKE ON THE ARC OF A CURVE BEARING TO THE RIGHT HAVING A RADIUS OF 738.90 FEET A DISTANCE OF
297.27 FEET;

RUNNING THENCE SOUTH 57 DEGREES 57 MINUTES 43 SECONDS WEST STILL ALONG THE NORTHERLY SIDE OF JERICHO TURNPIKE 70.03 FEET;

RUNNING THENCE NORTH 32 DEGREES 01 MINUTES 47 SECONDS WEST 302.99 FEET TO THE SOUTHERLY SIDE OF SOUTH SERVICE ROAD LONG ISLAND EXPRESSWAY;

RUNNING THENCE NORTH 73 DEGREES 53 MINUTES 58 SECONDS EAST ALONG SAID SOUTHERLY SIDE OF SOUTH SERVICE ROAD - LONG ISLAND EXPRESSWAY 40.56 FEET;

RUNNING THENCE EASTERLY ALONG THE SOUTHERLY SIDE OF SOUTH SERVICE ROAD - LONG ISLAND EXPRESSWAY ON THE ARC OF A CURVE BEARING TO THE RIGHT HAVING A RADIUS OF
673.38 FEET A DISTANCE OF 373.80 FEET;

RUNNING THENCE SOUTH 68 DEGREES 44 MINUTES 50 SECONDS EAST STILL ALONG THE SOUTHERLY SIDE OF SOUTH SERVICE ROAD - LONG ISLAND EXPRESSWAY 30.26 FEET TO THE CORNER, THE POINT OR PLACE OF BEGINNING.

FOR INFORMATION ONLY: SECTION 17 BLOCK 16 LOT 47

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Synopsis of Hotel Management Agreement

      Date:                        May, 1994

      Owner: Westbury New York Hotel Limited Partnership (Ashford Financial Corporation)

      Manager:                     Remington Hotel Company

      Premises:                    Howard Johnson Westbury
                                   Jericho, New York

      Term:                        15 years

      Renewal: Operator option for two successive periods of five years

      Management Fee:              3% of gross revenues

      Reserve for Replacement:     3% of gross revenues

      Termination:                 1)    Upon default by owner or manager

                                   2)    Upon death or incapacitation of
                                         Archie Bennett, Jr., President of
                                         Remington Hotel Company

                                   3)    Upon sale of property (owner's option)

HVS International, Mineola, New York             Synopsis of Overlease Agreement
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Synopsis of Overlease Agreement

       Lessor:                    Westbury New York Hotel Limited Partnership

       Lessee:                    Jacob Goldfarb and Malka R. Goldfarb

       Sublessee:                 Westbury New York Hotel Limited Partnership

       Term:                      25 years

       Extension Options:         First extension option - 15 years
                                  Second extension option - through
                                  November 25, 2014

       Rent:                      $51,400 annually, payable in monthly
                                  installments

HVS International, Mineola, New York       Simultaneous Valuation Formula     1
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The Simultaneous Valuation Formula as Used in the Valuation of the Subject
  Property

The algebraic equation, known as the Simultaneous Valuation Formula, that solves for the total property value using a ten-year mortgage equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of Hospitality Valuation Services. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(1)

The process of solving for the value of the mortgage and equity components begins by deducting the annual debt service from the forecasted income before debt service, leaving the net income to equity for each projection year. The net income as of the 11th year is capitalized into a reversionary value using the terminal capitalization rate. The equity residual, which is the total reversionary value less the mortgage balance at that point in time and less any broker and legal costs associated with the sale, is discounted to the date of value at the equity yield rate. The net income to equity for each of the projection years is also discounted back to the date of value. The sum of these discounted values equals the value of the equity component. Because the equity component comprises a specific percentage of the total value, the value of the mortgage and the total property can be computed easily. This process can be expressed in two algebraic equations that set forth the mathematic relationships between the known and unknown variables using the following symbols.

(1) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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      NI    =  Net income available for debt service

      V     =  Value

      M     =  Loan-to-value ratio

      f     =  Annual debt service constant

      n     =  Number of years in the projection period

      d(e)  =  Annual cash available to equity

      d(r)  =  Residual equity value

      b     =  Brokerage and legal cost percentage

      P     =  Fraction of loan paid off during the projection period

      f(p) = Annual constant required to amortize the entire loan during the projection period

      R(r) = Overall terminal capitalization rate applied to net income to calculate total property reversion (sales price at the end of the projection period)

      1/S^n = Current worth of $1 factor (discount factor) at the equity yield rate

Using these symbols, the following formulas can be derived to express some of the components comprising this mortgage and equity valuation process.

Debt Service - A property's debt service is calculated by first determining the mortgage amount which equals the total value (V) multiplied by the loan-to-value ratio (M). Debt service is derived by multiplying the amount of the mortgage by the annual debt service constant (f). The following formula represents debt service.

                            f x M x V = Debt Service

Net Income to Equity (Equity Dividend) - The net income to equity (d(e)) is the property's net income before debt service (NI) less debt service. The following formula represents net income to equity.

                              NI - (f x M x V) = d(e)

HVS International, Mineola, New York       Simultaneous Valuation Formula     3
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Reversionary Value - The value of the hotel at the end of the tenth year is calculated by dividing the 11th year's net income before debt service (NI^11) by the terminal capitalization rate (R(r)). The following formula represents the property's tenth-year reversionary value.

                         (NI^11/R(r)) = Reversionary Value

Brokerage and Legal Costs - When a hotel is sold, certain costs are associated with the transaction. Normally, the broker is paid a commission and the attorney collects legal fees. In the case of hotel transactions, brokerage and legal costs typically range from 1% to 4% of the sales price. Because these expenses reduce the proceeds to the seller, they are usually deducted from the reversionary value in the mortgage equity valuation process. Brokerage and legal costs (b) expressed as a percentage of reversionary value (NI^11/R(r)) is calculated by application of the following formula.

                     b (NI^11/R(r)) = Brokerage and Legal Costs

Ending Mortgage Balance - The mortgage balance at the end of the tenth year must be deducted from the total reversionary value (debt and equity) in order to determine the equity residual. The formula used to determine the fraction of a loan remaining (expressed as a percentage of the original loan balance) at any point in time (P) takes the annual debt service constant of the loan over the entire amortization period (f) less the mortgage interest rate (i) and divides it by the annual constant required to amortize the entire loan during the ten-year projection period (f(p)) less the mortgage interest rate. The following formula represents the fraction of a loan paid off (P).

                              (f - i)/(f(p) - i) = P

If the fraction of a loan paid off (expressed as a percentage of the initial loan balance) is P, then the remaining loan percentage is expressed as 1 - P.

The ending mortgage balance is the fraction of the remaining loan (1 - P) multiplied by the initial loan amount (M x V). The following formula represents the ending mortgage balance.

                                 (1 - P) x M x V

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Equity Residual Value - The value of the equity upon the sale at the end of the projection period (d(r)) is the reversionary value less the brokerage and legal costs and the ending mortgage balance. The following formula represents the equity reversionary value.

                (NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

Annual Cash Flow to Equity - The annual cash flow to equity consists of the equity dividend for each projection year plus the equity residual at the end of the tenth year. The following formula represents the annual cash flow to equity.

                             NI^1 - (f x M x V) = d(e)^1

                             NI^2 - (f x M x V) = d(e)^2

                            NI^10 - (f x M x V) = d(e)^10

                (NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

Value of the Equity - If the initial amount of the mortgage is calculated by multiplying the loan-to-value ratio (M) by the property value (V), then the equity value is one minus the loan-to-value ratio multiplied by the property value. The following formula represents the value of the equity.

                                    (1 - M) V

Discounting the Cash Flow to Equity to the Present Value - The cash flow to equity in each of the projection years is discounted to the present value at the equity yield rate (1/S^n). The sum of all these cash flows is the value of the equity (1 - M) V. The following formula represents the calculation of equity as the sum of the discounted cash flows.

 (d(e)^1 x 1/S^1) + (d(e)^2 x 1/S^2) + . . .

                             + (d(e)^10 x 1/S^10) + (d(r) x 1/S^10) = (1 - M) V

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Combine Equations: Annual Cash Flow to Equity and Discounting the Cash Flow to Equity to the Present Value - The last step is to arrive at one overall equation that shows that the annual cash flow to equity plus the yearly discounting to the present value equals the value of the equity.

       ((NI^1 - (f x M x V)) 1/S^1) + ((NI^2 - (f x M x V)) 1/S^2) + . . .

                        ((NI^10 - (f x M x V)) 1/S^10) +

    (((NI^11/R(r)) - (b (NI^11/R(r))) - ((1 - P) x M x V)) 1/S^10) = (1 -M) V

Because the only unknown in this equation is the property's value (V), it can be readily solved.

Ten-Year Projection of Income and Expense - Because the fixed and variable forecast of income and expense is carried out only to the stabilized year, it is necessary to continue the projection to the 11th year. In most instances, net income before debt service beyond the stabilized year is projected at an assumed inflation rate. By increasing a property's revenue and expenses at the same rate of inflation, net income expressed as a percentage of total revenue will remain constant, and the dollar amount will escalate at the annual inflation rate. Hotel investors are currently using inflation rates of approximately 3.5% annually. The previously presented ten-year forecast of income and expense illustrates the subject property's net income, which is assumed to increase by 3.5% annually subsequent to the hotel's stabilized year of operation.

Solving for Value Using the Simultaneous Valuation Formula - In the case of the subject property, the following known variables have been determined.

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Table 1 Summary of Known Variables
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Annual Net Income                      NI           See Ten-Year Forecast
Loan-To-Value Ratio                    M                    70.0%
Interest Rate                          i                     9.5%
Debt Service Constant                  f                 0.111856
Equity Yield                           Ye                   22.0%
Brokerage and Legal Fees               b                     3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years     fp                0.155277
Terminal Capitalization Rate           Rr                   11.0%

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The following table illustrates the present worth of a $1 factor at the 22% equity yield rate.

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Table 2 Present Worth of $1 Factor at Equity Yield Rate
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               Calendar Year Ending:     Present Worth of $1 Factor @ 22.0%
          -------------------------------------------------------------------

                       1997                           0.819487
                       1998                           0.671559
                       1999                           0.550333
                       2000                           0.450991
                       2001                           0.369581
                       2002                           0.302867
                       2003                           0.248195
                       2004                           0.203393
                       2005                           0.166678
                       2006                           0.136590


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Using these known variables, the following intermediary calculations must be made before applying the simultaneous valuation formula.

The fraction of the loan paid off during the projection period is calculated as follows.

              P = (0.111856 - 0.095)/(0.155277 - 0.095) = 0.279638

The annual debt service is calculated as f x M x V.

                  (f x M x V) = 0.111856 0.70 x V = 0.078299 V

Inserting the known variables into the hotel valuation formula produces the following:

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                  (502,000   -  0.078299  V ) x  0.819672  +
                  (413,000   -  0.078299  V ) x  0.671862  +
                  (430,000   -  0.078299  V ) x  0.550707  +
                  (442,000   -  0.078299  V ) x  0.451399  +
                  (459,000   -  0.078299  V ) x  0.369999  +
                  (475,000   -  0.078299  V ) x  0.303278  +
                  (491,000   -  0.078299  V ) x  0.248589  +
                  (509,000   -  0.078299  V ) x  0.203761  +
                  (526,000   -  0.078299  V ) x  0.167017  +
                  (545,000   -  0.078299  V ) x  0.136899  +

                 (((564,000/0.110) - (0.03 x (564,000/0.110)) -

             ((1 - 0.279638) x 0.70 x V)) x 0.136899)= ( 1 - 0.70)V

Combine Like Terms

                        $2,508,260 - 0.376214 = (1 - 0.70)V
                                   $2,508,260 = 0.67621 V
                                            V = $2,508,260 / 0.67621
                                            V = $3,709,272

                Total Property Value as Indicated by
                   the Income Capitalization
                   Approach  (Say)            = $3,700,000

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Sean A. Hehir


Employment

1996 to present        HVS INTERNATIONAL
                       Mineola, New York
                       (Hotel Valuations, Market Studies, Feasibility Reports, and Investment Counseling)

Summer, 1996           THE HILTON AT SHORT HILLS
                       Short Hills, New Jersey

1995 to 1996           THE STATLER HOTEL AND JW MARRIOTT
                       EXECUTIVE EDUCATION CENTER
                       Ithaca, New York

1993                   HOTEL DE CHAILLY
                       Montreux, Switzerland

1992                   HOTEL BAUR AU LAC
                       Zurich, Switzerland

Education              BS - School of Hotel Administration, Cornell University
                       University of Nevada at Las Vegas
                       Hotel Institute Montreux, Montreux, Switzerland

Professional           Cornell Society of Hotelmen
Affiliations

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Anne R. Lloyd-Jones, CRE

Employment

1982 to present            HVS INTERNATIONAL
                           Mineola, New York
                           (Hotel/Motel Valuations, Market Studies,
                           Feasibility Reports, and Investment Counseling)

1981                       FAIRMONT HOTEL
                           Dallas, Texas

1979 - 1980                SAGA FOOD SERVICE
                           SWARTHMORE COLLEGE
                           Swarthmore, Pennsylvania

1977 - 1980                DARANNE CATERERS
                           Swarthmore, Pennsylvania


Professional Affiliations  American Society of Real Estate Counselors -
                             Member (CRE)
                           Appraisal Institute - Candidate for Membership Cornell Society of Hotelmen

Education

                           MPS - School of Hotel Administration,
                             Cornell University

                           BA - Swarthmore College

                           Appraisal Institute
                             Course 1A1 - Real Estate Appraisal Principles Course 1A2 - Basic Valuation Procedures
                             Course 1BA - Capitalization Theory and Techniques,
                                          Part A
                             Course 1BB - Capitalization Theory and Techniques,
                                          Part B
                             Course 2-1 - Case Studies in Real Estate Valuation Course 2-3 - Standards of Professional Practice Course 3-1 - Report Writing

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Examples of Corporate and Institutional Clients Served

Ashford Financial Corporation
Chase Manhattan Bank, N. A.
Citibank / Citicorp NA
Credit Lyonnais
Doubletree Hotels
Grand Heritage Hotels
Great Western Bank
Goldman Sachs
Holiday Inns, Inc.
Interstate Hotels
MassMutual
Marriott International / Host Marriott
Morgan Stanley
OCWEN Financial Services
Remington Hotels
Sheraton Hotels
Starwood Capital Group
Starwood Lodging Trust
Winegardner & Hammons
Wyndham Hotel Company


Hotel Chains and Management Companies Appraised or Evaluated

Doubletree Hotels
Compri Hotels
Interstate Hotels
Fairmont Hotels
Guest Quarters
Hilton Hotels Corporation
Omni International Hotels
Ramada Hotel Corp.
Servico Hotel Corp.
Winegardner & Hammons


Appearance as an Expert Witness

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Jefferson City, Missouri
Federal Bankruptcy Court, Columbia, South Carolina
Federal Bankruptcy Court, Houston, Texas
Federal Bankruptcy Court, New York, New York
Federal Bankruptcy Court, San Bernardino, California
Federal Bankruptcy Court, Los Angeles, California
Federal Bankruptcy Court, Charlotte, North Carolina
Federal Bankruptcy Court, Miami, Florida
Federal District Court, Central Division, Salt Lake City, Utah
Iowa District Court, Story County, Iowa
Texas District Court, Harris County, Texas
Federal Bankruptcy Court, Tampa, Florida
Utah District Court, Salt Lake County, Utah
Federal Bankruptcy Court, Newark, New Jersey

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Examples of Hotels Appraised or Evaluated

Arizona
- Wyndham Garden Hotel, Chandler
- Wyndham Garden Hotel - Airport, Phoenix
- Wyndham Garden Hotel - Union Hills, Phoenix
- Canyon Ranch Spa & Fitness Resort, Tucson

Alabama

- Holiday Inn, Birmingham
- Proposed Sheraton, Gulf Shores
- Proposed Inn, Mobile
- Holiday Inn, Sheffield

California
- Industry Hills Sheraton Hotel, City of Industry
- Piccadilly Inn, Fresno
- Proposed Inn at Foss Creek, Healdsburg
- Sunset Towers Hotel, Hollywood
- Proposed La Quinta, Irvine
- Wyndham Garden Hotel, La Jolla
- Days Inn, La Palma
- Proposed Marriott Courtyard, Palm Springs
- Proposed Club Hilton Hotel, Pleasanton
- Center Pointe Development, San Diego
- Holiday Inn-Embarcadero, San Diego
- Holiday Inn-Harbor View, San Diego
- Seven Seas Lodge, San Diego
- Proposed Fountaingrove Inn, Santa Rosa
- Sheraton Round Barn Inn, Santa Rosa
- Wyndham Garden Hotel, Sunnyvale
- Westlake Plaza Hotel, Thousand Oaks
- Proposed Marriott Courtyard, Torrance

Colorado
- Proposed Hotel, Keystone

Connecticut
- Holiday Inn, Milford
- Holiday Inn, New Britain

District of Columbia
- Grand Hotel, Washington
- Wyndham Bristol Hotel, Washington

Florida
- Kon Tiki Village, Kissimmee
- Sheraton Lakeside, Kissimmee
- Holiday Inn, 22nd Street, Miami Beach
- Holiday Inn, 87th Street, Miami Beach
- Holiday Inn, 180th Street, Miami Beach
- Sheraton Resort & Marina, St. Petersburg
- Hilton Hotel, Singer Island
- Royce Hotel, West Palm Beach

Georgia
- Marriott Hotel, Atlanta
- Wyndham Garden Hotel, Atlanta
- Holiday Inn, Brunswick
- Holiday Inn, Jekyll Island
- Mullberry Inn, Savannah
- Royal Savannah Inn, Savannah

Hawaii
- Hobron in Waikiki, Honolulu

Idaho
- Holiday Inn, Boise
- Red Lion Inn, Boise
- Super 8, Boise

Illinois
- Ramada Inn, Bloomington
- Proposed Marriott Courtyard, Glenview
- Wyndham Garden Hotel, Naperville

Indiana
- Holiday Inn, Bloomington
- Inn at the Four Winds, Bloomington
- Ramada Inn, Bloomington
- Hilton Hotel, Fort Wayne
- Airport Hilton Inn, Indianapolis
- Hilton at the Circle, Indianapolis

Iowa
- Holiday Inn, Ames
- Proposed Fairfield Inn, Des Moines

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Examples of Hotels Appraised or Evaluated (continued)

Kentucky
- Proposed Super 8, London
- Proposed Super 8, Radcliff

Louisiana
- Sheraton Inn, Kenner
- Hotel Meridien, New Orleans

Maine
- Proposed Hotel, Old Orchard Beach

Maryland
- Brookshire Hotel, Baltimore
- Lord Baltimore Hotel, Baltimore
- Hyatt Regency, Bethesda

Massachusetts
- Proposed Marriott Courtyard, Andover
- Hyatt Regency, Cambridge
- Proposed Hotel, Franklin
- Sheraton Inn, Hyannis
- Marriott Hotel, Worcester

Michigan
- Bay Valley Inn, Bay City
- Hilton Airport, Detroit
- Westin Renaissance Center, Detroit
- Hotel Pontchartrain, Detroit
- Proposed Embassy Suites, Lansing
- Hilton Inn, Northfield
- Holiday Inn, Saginaw

Minnesota
- Wyndham Garden Hotel, Bloomington
- Marriott Hotel, Minnetonka

Missouri
- Inn at Grand Glaize, Osage Beach
- Bel Air Hilton, St. Louis
- Holiday Inn Riverfront, St. Louis

Nebraska
- Holiday Inn Airport, Lincoln
- Holiday Inn Northeast, Lincoln

Nebraska (continued)
- Marriott Hotel, Omaha
- Ramada Inn, Omaha
- Red Lion Inn, Omaha

Nevada
- Proposed Super 8, Las Vegas

New Jersey
- Ramada Inn, Edison
- Marriott Hotel, Hanover
- Headquarters Plaza, Morristown
- Hyatt Regency, New Brunswick
- Holiday Inn, North Brunswick

New York
- Hilton Hotel, Albany
- Proposed Embassy Suites, Amherst
- Holiday Inn Arena, Binghamton
- Holiday Inn SUNY, Binghamton
- Proposed Hotel, Binghamton
- Proposed Hilton, Brooklyn
- Marriott Hotel, Dewitt
- Metropole Hotel, Flushing
- Midway Hotel, Flushing
- Ramada Inn, Kingston
- Royce Hotel, La Guardia
- Holiday Inn, Latham
- Proposed Crowne Plaza, Manhattan
- Proposed Prince Street Hotel, Manhattan
- Proposed Roslyn Inn, Roslyn
- Proposed Le Richmonde, Rye Brook
- Hilton Hotel, Syracuse
- Hotel Syracuse, Syracuse
- Proposed Hotel, Watertown

North Carolina
- Proposed Inn, Chapel Hill
- Proposed Indep. Center Marriott Hotel,
    Charlotte
- Royce Hotel, Charlotte
- Howard Johnson's North, Charlotte

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Examples of Hotels Appraised or Evaluated (continued)

North Carolina (continued)
- Holiday Inn West, Durham
- Sheraton University Inn, Durham
- Holiday Inn, Fayetteville
- Holiday Inn Downtown, Raleigh

Ohio
- Proposed Hyatt Hotel, Cleveland
- Proposed Marriott Hotel, Cleveland

Oregon
- Holiday Inn Airport, Portland
- Holiday Inn South, Portland

Pennsylvania
- Quality Inn, Allentown
- Holiday Inn, Bensalem
- Proposed Marriott Courtyard, Devon
- Proposed Lafayette Inn, Easton
- Ramada Inn, Erie
- Holiday Inn, Harrisburg
- Marriott Hotel, Harrisburg
- Proposed Super 8, Harrisburg
- Proposed Super 8, Lancaster
- Holiday Inn West, Monroeville
- Days Inn Philadelphia
- Franklin Plaza Hotel, Philadelphia
- Franklin Towne EconoLodge, Philadelphia
- Guest Quarters Hotel, Philadelphia
- Hilton Inn, Northeast, Philadelphia
- Marriott Airport Hotel, Philadelphia
- Holiday Inn Greentree, Pittsburgh
- Holiday Inn Parkway East, Pittsburgh
- Holiday Inn North, Pittsburgh
- Holiday Inn Parkway West, Pittsburgh
- Proposed Hotel, Pittsburgh
- Royce Hotel, Pittsburgh
- Westin William Penn Hotel, Pittsburgh
- Hilton Hotel, Scranton
- Proposed Marriott Courtyard, Valley Forge
- Holiday Inn Meadowlands, Washington
- Ramada Inn, York
- Proposed Super 8, York

Rhode Island
- Proposed Hotel, Providence
- Omni Biltmore Hotel, Providence

South Carolina
- Proposed Charleston Center Hotel, Charleston
- Proposed Cooper River Inn, Charleston
- Howard Johnson's, Spartanburg
- Proposed Middleton Inn and
    Conference Center, Charleston
- Best Western, North Charleston
- Proposed Marriott Courtyard, Columbia
- Fairfield Inn, Florence
- Holiday Inn, Florence
- Fairfield Inn, Greenville
- Proposed Marriott Courtyard, Greenville
- Fairfield Inn, Hilton Head
- Holiday Inn, Hilton Head

Tennessee
- Hampton Inn, Brentwood
- Proposed Marriott Courtyard, Brentwood
- Howard Johnson's, Chattanooga
- Sheraton Hotel, Chattanooga
- Howard Johnson's, Knoxville
- Proposed Capital Mall Convention Center Hotel,
    Nashville
- Clarion Maxwell House, Nashville
- Holiday Inn Briley Parkway, Nashville
- Proposed Marriott Courtyard, Nashville
- Sheraton Music City, Nashville
- Stouffer's Nashville Hotel, Nashville
- Proposed Super 8, Nashville
- Union Station Hotel, Nashville
- Wyndham Garden Hotel, Nashville
- Proposed Super 8, Union City

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Texas
- Proposed Marriott Courtyard, Addison
- Proposed Marriott Courtyard, Arlington
- La Mansion, Austin
- Proposed Marriott Courtyard, Bedford
- Airport Hilton, El Paso
- Hotel Meridien, Houston
- Sheraton Hotel, Houston
- Proposed Marriott Courtyard, Las Colinas
- Proposed Marriott Courtyard, North Dallas
- La Mansion Del Norte, San Antonio
- La Mansion Del Rio, San Antonio
- Proposed Marriott Courtyard, San Antonio
- Proposed Marriott Courtyard - Medical Center,
    San Antonio

Utah
- Deer Valley Resort, Park City
- Hilton Inn, Salt Lake City
- Holiday Inn, Salt Lake City
- Sheraton Hotel, Salt Lake City

Virginia
- Mountain Lake Hotel, Blacksburg
- Howard Johnson's, Bristol
- Boars Head Inn, Charlottesville
- Proposed Fairfield Inn, Hampton
- Proposed Embassy Suites, Herndon
- Ramada Renaissance, Herndon
- Proposed Marriott Courtyard, Manassas
- Omni Hotel, Norfolk

Virginia (continued)
- Proposed Marriott, Norfolk
- Howard Johnson's, Richmond
- Howard Johnson's, Roanoke
- Howard Johnson's, Roanoke Rapids
- Wyndham Hotel, Williamsburg

Washington
- Wyndham Garden Hotel, Bothell
- Redmond Hotel, Redmond
- Wyndham Garden Hotel, SeaTac

West Virginia
Proposed Budget Motel, Princeton

Wisconsin
- Proposed Granada Royale, Green Bay
- Holiday Inn-Downtown, Green Bay

Canada
- Inn on the Park, Toronto

Puerto Rico
- Carib Inn, San Juan

Virgin Islands
- Virgin Grand Beach Hotel, St. Thomas

Jamaica
- Holiday Inn, Montego Bay

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Stephen Rushmore, CRE, MAI, CHA

Employment
1980 to present

                     HVS INTERNATIONAL
                     Mineola, New York
                     (Hotel/Motel Valuations, Market Studies,
                     Feasibility Reports, and Investment Counseling)
1977 - 1980
1971 - 1974

                     HELMSLEY-SPEAR HOSPITALITY SERVICES, INC.
                     New York, New York
                     (Real Estate)
1974 - 1977

                     JAMES E. GIBBONS ASSOCIATES
                     Garden City, New York
                     (Mortgage Banking, Appraisals, Hotel Operations)
Affiliated
Ownership Interests

                     HVS INTERNATIONAL (SAN FRANCISCO, CALIFORNIA)
                     West coast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (MIAMI, FLORIDA)
                     Southeast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (BOULDER, COLORADO)
                     Midwest office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (VANCOUVER, CANADA)
                     Canadian office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (LONDON, ENGLAND)
                     European office for hotel/motel appraisals and counseling

                     HVS - EXECUTIVE SEARCH
                     Hotel/motel executive search and human resource consulting

HVS International, Mineola, New York                Qualifications of Stephen
                                                    Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     HVS - ECO SERVICES
                     Environmental consulting for hotels and motels; administrator of the ECOTEL designation

                     HOSPITALITY EQUITY INVESTORS, INC.
                     Hotel and motel investment and management company

                     TRUMBULL MARRIOTT HOTEL
                     General partner of a 324-room hotel and conference center

                     PRINCETON HOTEL ASSOCIATES
                     General partner of a 128-unit Residence Inn in Princeton, New Jersey

                     SEAVIEW GOLF RESORT ASSOCIATES
                     General partner of a 298-unit, 424-acre Marriott resort in Absecon, New Jersey

                     SHELTON HOTEL ASSOCIATES
                     General partner of a 96-unit Residence Inn in Shelton, Connecticut

                     DANBURY HOTEL ASSOCIATES
                     General partner of a 243-unit Hilton Hotel in Danbury, Connecticut

                     PRUDENTIAL - HEI JOINT VENTURE
                     Joint venture partner with Prudential Insurance Company of America on a 234-unit Embassy Suites in Atlanta, Georgia

                     WESTPORT NORFOLK ASSOCIATES
                     General partner of a 425-unit Omni Hotel in Norfolk,
                     Virginia

                     WESTPORT BWI, LLC
                     General partner of a 310-unit Marriott Hotel in Baltimore, Maryland

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     WESTPORT RARITAN, LLC
                     General partner of a 274-unit Crowne Plaza Hotel in Raritan, New Jersey

                     WESTPORT NOVI, LLC
                     General partner of a 193-unit Hilton Hotel in Novi,
                     Michigan

                     WESTPORT LONG BEACH, LLC
                     General Partner of a 460-unit Sheraton Hotel in Long Beach, California

                     WESTPORT PARK RIDGE, LLC
                     General Partner of a 265-unit hotel and conference center in Valley Forge, Pennsylvania

                     WESTPORT CHARLESTON, LLC
                     General Partner of a 295-unit Hilton Hotel in Charleston, South Carolina

                     HOSPITALITY VALUATION SOFTWARE, INC.
                     Founder of software company that develops and distributes hotel financial analysis software

Hotels Managed

                     Sheraton Hotel, Smithtown, New York
                     Marriott Hotel, Baltimore Airport, Maryland
                     Hilton Hotel, Danbury, Connecticut
                     Residence Inn, Princeton, New Jersey
                     Embassy Suites, Atlanta Airport, Georgia
                     Omni Hotel, Norfolk, Virginia
                     Crowne Plaza, Raritan, New Jersey
                     Hilton Hotel, Novi, Michigan
                     Sheraton Hotel, Long Beach, California
                     Hilton Hotel, Charleston, South Carolina
                     Park Ridge Hotel and Conference Center, Valley Forge, Pennsylvania
                     Hilton Hotel, Wilmington, Delaware

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Professional Affiliations

                     American Society of Real Estate Counselors - Member (CRE)
                     - Board of Governors

                     Appraisal Institute - Member (MAI) (SREA)
                     - Developer and Instructor, Hotel Investment and Valuation Seminar
                     - Developer and Instructor, Hotel Computer Valuation
                     Seminar

                     American Hotel and Motel Association
                     - Certified Hotel Administrator (CHA)
                     - Industry Real Estate Financing Advisory Council (IREFAC)

                     International Society of Hospitality Consultants - Member
                     (ISHC)

                     New York University - Adjunct Assistant Professor of Nutrition, Food and Hotel Management

                     Michigan State University - Honorary Faculty, Honorary Alumnus

                     Certified General Appraiser - Arizona, Colorado, Connecticut, Delaware, District of Columbia, Georgia, Illinois, Massachusetts, Michigan, Minnesota, Nebraska, New Jersey, New York, Oregon, Pennsylvania, South Carolina, Tennessee, Utah, Virginia

                     Licensed Real Estate Broker - New York, Pennsylvania

                     Board of Advisers
                     - Real Estate Finance Journal
                     - Real Estate Workouts & Asset Management

                     American Arbitration Association - National Real Estate Valuation Council

                     Cornell Society of Hotelmen

                     New York University Masters in Hospitality Management - Advisory Board

                     New York University Hospitality Investment Conference - Board of Advisors

                     Beta Gamma Sigma - National Honor Society in Business and Management

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                                                     Rushmore, CRE, MAI, CHA
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Endowment

                     Hospitality Valuation Services Professor of Hotel Finance and Real Estate
                     - School of Hotel Administration, Cornell University (currently held by Professor James J. Eyster)

Education

                     BS - School of Hotel Administration, Cornell University

                     MBA - Graduate School of Business Administration (Finance), University of Buffalo

                     Candidate for PhD - School of Education, Department of Food Service Management, New York University

Partial List of Teaching and Lecture Assignments

                     Cornell University - Computer Valuation Techniques Michigan State University - Hotel Management Contracts University of North Carolina - Hotel Market Studies University of Virginia - Assessing Hotels
                     American Arbitration Association - Real Estate Arbitration American Hotel and Motel Association - Hotel Obsolescence Appraisal Institute - Hotel Valuation (over 50 seminars) International Association of Assessing Officers - Hotel Valuation
                     Montreal Appraisal Society - Total Project Analysis Society of Real Estate Appraisers - Lease Seminar Lodging Hospitality - Lodging Summit

Published Books
and Seminars

Textbooks
                     The Valuation of Hotels and Motels,
                     Appraisal Institute, Chicago, Illinois, 1978

                     Hotels, Motels and Restaurants: Valuations and Market Studies,
                     Appraisal Institute, Chicago, Illinois, 1983

                     How to Perform an Economic Feasibility Study of a Proposed Hotel/Motel,
                     American Society of Real Estate Counselors, Chicago, Illinois, 1986

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                                                     Rushmore, CRE, MAI, CHA
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Published Books and Seminars (continued)

Textbooks (continued)

                     Hotel Investments: A Guide for Owners and Lenders, Warren, Gorham and Lamont, Inc., New York, New York, 1990

                     The Computerized Income Approach to Hotel Market Studies and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1990

                     Hotel Investments: A Guide for Owners and Lenders, 1992 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotel Investments: A Guide for Owners and Lenders, 1993 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1992

Student Manuals

                     The Valuation of Lease Interests,
                     Society of Real Estate Appraisers, Chicago, Illinois, 1976

                     Hotel-Motel Valuation Seminar,
                     Appraisal Institute, Chicago, Illinois, 1981, 1988, 1990

                     The Computerized Approach to Hotel Market Studies and Valuations Seminar,
                     Appraisal Institute, Chicago, Illinois, 1991

Demonstration Appraisal

                     Demonstration Appraisal of a Proposed Hotel, Spring Valley, New York, Hospitality Valuation Services, Mineola,
                     New York, 1983, 1990

Chapters

                     The Real Estate Handbook-Second Edition, Dow Jones-Irwin, 1989, "Hotels and Motels"

                     Arbitration of Real Estate Valuation Principles, American Arbitration Association, 1987, "Arbitration in the Hospitality Industry"

                     Ethics in Hospitality Management: A Book of Readings, Educational Institute of the American Hotel and Motel Association, 1992, "Ethics in Hotel Appraising"

                     The Lodging and Food Service Industry, Educational Institute of the American Hotel and Motel Association, 1993, "Insider's Insights"

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                                                     Rushmore, CRE, MAI, CHA
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Published Articles

The Appraisal Journal

                     "Using Total Project Analysis to Compete for Investment
                      Capital," October, 1975
                     "The Appraisal of Food Service Facilities," July, 1980 "Publish and Prosper," October, 1980
                     "Valuation of Hotels and Motels for Assessment Purposes,"
                      April, 1984
                     "Adjusting Comparable Sales for Hotel Assessment Appeals,"
                      July, 1986
                     "Hotel Business Value and Working Capital: A
                      Clarification," January, 1987
                     "Ethics in Hotel Appraising," July, 1993

The Appraiser

                     "Hotel-Motel  Appraisal  Misconceptions  Set  Straight,"
                      January, 1979
                     "No Conventional Financing Available for Hotels: Rushmore,"
                      December, 1979
                     "Estimating Hotel Land Values Using Comparable Ground
                      Leases," April, 1980

Bulletin of the
Cornell Society of
Hotelmen

                     "Employment Philosophy for a Consulting Practice," July,
                      1984

Business Travel News

                     "A Snapshot of a Classic Recovery," July, 1995

The Canadian Appraiser

                     "Hotel/Motel Market Sales Update," Summer, 1987

Capital Sources for Real Estate

                     "Stephen  Rushmore  Discusses the Future of the Lodging
                      Industry," December, 1994

Cayuga Advisor

                     "Secrets to Success in Consulting," October, 1992

Chapter News and Notes

                     "Quantifying a Hotel's Business Value," November, 1979

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles
(continued)

Cornell Hotel &
Restaurant
Administration
Quarterly

                     "A Preliminary Market Study," November, 1974
                     "How Much is Your Place Worth  Today?  A Case Study in
                      Hotel - Motel Valuation," May, 1975
                     "What Can Be Done About Your Hotel's Real Estate Taxes?"
                      May, 1977
                     "The Appraisal of Lodging Facilities," August, 1978
                     "The Appraisal of Food Service Facilities," February,
                      1979
                     "The Appraisal of Lodging Facilities - Update," November,
                      1984
                     "Hotel Sales Prices Down More Than 12%," May, 1991
                     "Seven Current Hotel Valuation Techniques," August, 1992 "The Valuation of Distressed Hotels," October, 1992
                     "Hotel Lending in the 1990's: Amateurs Beware,"
                      December, 1994
                     "Investment Values of Lodging Property: Modeling the
                      Effects of Income Taxes and Alternative Lender Criteria," December, 1995

FCI Spec Sheet

                     "Employment  Philosophy  for  a  Consulting  Practice,"
                      September, 1984

Florida Hotel & Motel Journal

                     "Rushmore Reports Rising Hotel Prices," February, 1995

Hotel and Motel Management

                     "Average Rate vs. Project Cost," May 1, 1974
                     "How to Increase the Marketability of Your Motel," April,
                      1981
                     "Tougher Lending, Lower Room Rate Hikes On Way?" June, 1981 "What is That Mortgage Loan Going to Cost You?" August,
                      1981
                     "How to Perform a Study of Your Property's Market,"
                      October, 1981
                     "How do High Interest Rates Affect Your Motel's Value?"
                      December, 1981
                     "How to Buy a Feasibility  Study That Works for You,"
                      February, 1982
                     "Settling Lease Conflicts  Quickly Through  Arbitration,"
                      April, 1982

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Hotel and Motel Management (continued)

                     "Are Casino Hotels Really Worth $500,000 Per Room?" June,
                      1982
                     "Discount Rates and Internal Rate of Return," August,
                      1982
                     "Determining a Property's Extended Life Cycle,"
                      November, 1982
                     "Using Microcomputers for Forecasting," December, 1982 "Update on Hotel Development Costs," January, 1983 "Estimating a Site's Worth by Finding Its Profit Value,"
                      June, 1983
                     "Hotel Construction May Be Slowing Down a Little Bit,"
                      April, 1983
                     "The Investor's Risk Sways to Prevailing Economic Winds,"
                      August, 1983
                     "Is Your Property Tax at as Low a Level as it Should Be?"
                      October, 1983
                     "The Ultimate Guest Room: Could it Ever Exist Anywhere?"
                      December, 1983

Hotel-Motor Inn Journal

                     A Preventive Maintenance System for Motels," March, 1975

Hotel Valuation Journal

                     "Hotel Valuation Index Peaks During 1989," Fall, 1990 "Hotel Development Costs," Winter, 1991
                     "Hotel Valuation Index for 1990," Spring, 1991
                     "Bad Year for Hotel Sales Prices Confirmed," Spring, 1992 "Hotel Sales Prices on the Rise," Fall, 1994
                     "United States Hotel Values Climb," Spring/Summer, 1995 "It's Time for Franchise Reform," Fall, 1995

Institutions/
Volume Feeding

                     "Greater Risk/Greater Profit Potential:  Hotel Management
                      Contract," May, 1973

Lodging Hospitality

                     "How to Finance Renovation Projects," January, 1974 "Controlling Your Real Estate Taxes," July, 1978 "Putting Together a Sound Financial Package," December,
                      1978
                     "Favorable Outlook for Lodging Values," December, 1983 "Are Your Property Taxes Too High? (Part I and II)," May
                      and June, 1984

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Hotel Development Costs," July, 1984
                     "The Right Management Contract for You," September, 1984 "Selecting the Firm to Prepare Your Feasibility
                      Study," October, 1984
                     "A Quick How-To In Hotel Valuation," November, 1984 "Updating Lodging Interest Rates," December, 1984
                     "Is Your Guest Experience Up to Par?" January, 1985
                     "How to Perform a Breakeven Analysis," May, 1985 "Evaluating Operating Performance," June, 1985
                     "Hotel Lenders Toughen Underwriting Requirements," July,
                      1985
                     "Don't Forget the Pre-Opening Agreement," August, 1985 "Management Companies Should Participate in Financing,"
                      October, 1985
                     "Current Techniques for Valuing Hotel Land," November, 1985 "Hotel Development Costs," December, 1985
                     "Sourcing Debt Into the 1990's," January, 1986
                     "Hotel Valuation Thumb Rule," February, 1986
                     "Value in Use Versus Value in Exchange," March, 1986 "Stretching Feasibility," April, 1986
                     "The Management Question," May, 1986
                     "How to Commission a Feasibility Study," June, 1986
                     "Macro Trends Affecting Property Values," July, 1986 "Hotel-Motel Market Sales Update," August, 1986
                     "Financing Alternatives: Zero Coupon Mortgages," September,
                      1986
                     "Forecasting Lodging Energy Costs," October, 1986 "Portfolio Financing a Better Way," November, 1986
                     "Profit by Looking at History," December, 1986
                     "Why New York Isn't Overbuilt," February, 1987
                     "How to Discourage Hotel Overbuilding: A Case Study,"
                      April, 1987
                     "Structuring an Incentive Management Fee," June, 1987

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Franchising Questions and Answers," July, 1987 "Comparing Hotel Development Costs," August, 1987 "Understanding Economic Life," September, 1987
                     "Prices Rise for Lodging Properties," October, 1987 "Management Companies Are Key to Success," November, 1987 "Evaluating a Management Contract Fee Structure,"
                      December, 1987
                     "Check Profits Before Selecting Hotel Operator," January,
                      1988
                     "It's a Good Time to Review Your Taxes," February, 1988 "How to Use a Management Company Rating System," March,
                      1988
                     "Make Sure Management Contracts Contain These Terms,"
                      April, 1988
                     "Hotel Access and Visibility," May, 1988
                     "Chain Sale Strategies," July, 1988
                     "Evaluating a Hotel Franchise," August, 1988
                     "Evaluating Franchise Fees," September, 1988
                     "Opportunities in Economy Lodging," October, 1988
                     "How to Obtain a Hotel Mortgage," November, 1988 "Arbitration in the Hospitality Industry," December, 1988 "Lodging Development Cost Update," January, 1989 "Amenities as Profit Builders," February, 1989
                     "Hotel Values Mirror the Times," March, 1989
                     "Forecasting Revenue and Expenses," April, 1989
                     "Real Estate Jargon Made Simple," May, 1989
                     "Pricing a Management Contract," June, 1989
                     "Trends in Valuation," July, 1989
                     "Rescuing the Distressed Hotel," August, 1989
                     "Shielding Against Incompetence," September, 1989
                     "Hotel Valuation Revisited," October, 1989
                     "New Breed of Hard Budgets," November, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Figuring Cap Rates," December, 1989
                     "A Glance Backward," January, 1990
                     "Costs Creeping Up," February, 1990
                     "Valuing Distressed Properties," March, 1990
                     "Cap and Discount Rates," April, 1990
                     "An Open Letter," May, 1990
                     "Misconceptions About Appraisals," June, 1990
                     "Hotel Values Still Growing," July, 1990
                     "Hotel Renovation is Key to `90s," August, 1990 "Time Right for Hotel Leases," September, 1990 "Getting a Fix on Rates," October, 1990
                     "The Wrinkles of Class," November, 1990
                     "A Glance Backward," December, 1990
                     "The Price Dropoff," January, 1991
                     "The Cost Washout," February, 1991
                     "Survival of the Fittest," March, 1991
                     "Looking Out and Up," April, 1991
                     "The Bottom is in Sight," May, 1991
                     "The Pitfalls of Liquidation," June, 1991
                     "Extra! Extra! Hospitality News," July, 1991
                     "The Art of Hotel Renovation," August, 1991
                     "No Better Time for a Tax Review," September, 1991 "No Time for Passivity," October, 1991
                     "What a Franchise Really Costs," November, 1991
                     "In Case You Hadn't Heard," January, 1992
                     "Negotiation - The Name of the Game," February, 1992 "Now Could be the Time to Build," March, 1992
                     "The Well May Stay Dry," April, 1992

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Hotel Life Expectancy," May, 1992
                     "Hotel Values - What a Downer," June, 1992
                     "How to Make Money Now," July, 1992
                     "Hotel Chain Class Survey," August, 1992
                     "Budget Dining with Rushmore," September, 1992 "Bookings Up, Rates Will Follow," October, 1992 "Hospitality Master's Good Preparation," November,
                      1992
                     "What's New on the Job Front?" January, 1993
                     "Where Have All the Hotels Gone?" February, 1993 "Hotel Building Costs Continue to Fall," March, 1993 "Hotel Values Head Upward," April, 1993
                     "The Rise and Fall of Trophy Hotels," May, 1993 "Hotel Sales and Prices Rebound," June, 1993
                     "Third Parties Loosening Purse Strings," July, 1993 "Beyond Recycling: The Ecotel," August, 1993
                     "Time to Reduce Property Taxes," September, 1993 "Lodging: The Way I See It," October, 1993
                     "Choosing an Appraiser," November, 1993
                     "Who Needs an Asset Manager?" January, 1994
                     "Investing by the Numbers," February, 1994
                     "Fire Your Staff and Lease Them Back," March, 1994 "Published Rates Hint at Recovery," April, 1994
                     "Now is the Time to Start Building," May, 1994 "Hotel Values Heading Up," June, 1994
                     "Farewell, Friend," July, 1994
                     "Sales Prices Creeping Up," August, 1994
                     "Selecting Green Hotel Supplies," September, 1994 "Don't Write Off Full-Service Hotels," October,
                      1994

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Lodging REIT's Are on the Rise," November, 1994 "Going Back to the Future," January, 1995
                     "How much do Managers Make?" March, 1995
                     "Lodging Transactions Soared in '94," April, 1995 "Hotel Development Costs on the Rise," May, 1995 "Hotel Values up Significantly," June, 1995
                     "What a Franchise Costs over the Long Term," July,
                      1995
                     "Road Food Part II," August, 1995
                     "It's Time for Franchise Reform," September, 1995 "Extended Stay May Not Extend Your Profits,"
                      October, 1995
                     "The Year as I See It," November, 1995
                     "Cap Rate 101," January, 1996

Michigan Lodging

                     "Hotel Development Costs," January, 1988

The Mortgage and Real Estate Executives Report

                     "Atlantic City Building Game Involves High Stakes,"
                      August, 1979
                     "How Interest Rates Affect Real Estate Values,"
                      June, 1982
                     "Update on Hotel Development Costs," May 1, 1983

Motel-Hotel Insider

                     "The  $100,000  Plus  Hotel  Room Has Become a
                      Reality," November 19, 1979
                     "Update on Hotel Development Costs," April 4, 1983

NAIFA - The
Appraisal Review

                     "Hotel Valuation Techniques," Vol. 44, 1991

Real Estate Digest

                     "Why Should the Management Team be Important to
                      Hotel Lenders," Fall, 1988

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate
Finance Journal

                     "What is a Typical Fee for a Hotel Management
                      Contract?" Fall, 1988
                     "Hotel Franchise Fees," Winter 1989
                     "Why the Management Team Should be Important to
                      Hotel Lenders," Spring, 1989
                     "Hotel Values and Costs," Summer, 1989
                     "Structuring a Hotel Investment," Fall, 1989
                     "A Guide for Lenders Holding  Distressed  Hotel
                      Loans," Winter, 1990
                     "Estimating  Current  Interest  Rates  for Hotel
                      Financing," Spring, 1990
                     "Hotel Valuation Techniques," Summer, 1990
                     "Now is the Time to Review Your Hotel's Property
                      Taxes," Fall, 1990
                     "Property Tax Assessments for Hotels and Motels,"
                      Winter, 1991
                     "Putting Together Hotel Management  Agreements -
                      Part I," Spring 1991
                     "Putting Together Hotel Management  Agreements -
                      Part II," Summer, 1991
                     "The 1980s - The Decade of Change," Fall, 1991
                     "An Overview of the Hotel Industry: Past, Present,
                      and Future," Spring, 1994

Real Estate Forum

                     "Casino Hotels Raise Valuation Questions,"
                      November, 1981

Real Estate
Investment Ideas

                     "How Fuel and Energy Shortages Should Affect Investment
                      Decisions in the Hospitality Industry," March, 1974
                     "Upward Trend Continues for Sales Price of Hotel-Motel
                      Properties," May, 1988
                     "High Prices Paid for Hotel-Motel Properties," February,
                      1990

Real Estate Issues

                     "Employee Compensation for a Consulting Practice,"
                      Fall/Winter, 1985
                     "Hotel/Motel Market Sales Update," Spring/Summer,
                      1987

Real Estate Newsletter

                     "Computers in Hotel Appraising," May 15, 1989

Real Estate
Investment Ideas

                     "Hotel-Sales Update," Winter, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate Review

                     "Valuing Motels and Hotel in the Current Market,"
                      Fall, 1972
                     "Dealing With Distressed Hostelry Loans," Fall, 1975 "The Mortgage Underwriting Consultant Comes of
                      Age," Fall, 1977
                     "Real Estate Compensation," Winter, 1987

Real Estate Workouts
and Asset Management

                     "Stephen Rushmore on Directions in the Hospitality
                      Industry," September, 1992

Real Values

                     "Hotel Construction Cost Update," April, 1986

Restaurant and
Hotel Design
                     "How Much Should the Renovation Be?" March, 1986
                     "14 Notable Hotel Development Firms," December, 1987

Rushmore on Hotel Valuation

                     "Mortgage - Equity," Winter, 1979
                     "Atlantic City - From Bust to Boom," Winter, 1979 "Mortgage - Equity," Spring, 1979
                     "Developing Mortgage Data," Spring 1979
                     "Gasoline and Market Values, " Spring, 1979
                     "Mortgage - Equity," Fall, 1979
                     "Quantifying a Hotel's Business Value," Fall, 1979 "What Has Happened to Typical Hotel-Motel
                      Development Costs?," Fall, 1979
                     "Mortgage-Equity," Winter, 1980
                     "Extending Hotel Economic Life Through Renovation,"
                      Winter, 1980
                     "Estimating Hotel Land Values Using Comparable
                      Ground Leases," Winter, 1980
                     "Quantifying the Value of Personal Property to a
                      Going Hotel," Spring, 1980
                     "Recent Changes in New York City's Hotel Market,"
                      Spring, 1980
                     "Hotel-Motel Economic Lives," Fall, 1980
                     "Mortgage - Equity," Fall, 1980
                     "Mortgage - Equity," Winter, 1981
                     "Developing Mortgage Data," Winter, 1981
                     "Statistical  Support  for  Food  and  Beverage
                      Projections," Winter, 1981
                     "Mortgage - Equity," Spring/Summer, 1981

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Rushmore on Hotel Valuation (continued)

                     "Quantifying a Hotel's Demand," Spring/Summer, 1981
                     "A Five-Year Overview of Typical Hotel-Motel
                      Development Costs," Spring/Summer, 1981
                     "Mortgage - Equity," Winter/Spring, 1982
                     "Update on Hotel Capitalization Rates,"
                      Winter/Spring, 1982
                     "Mortgage - Equity," Summer/Fall, 1982
                     "Are Casino Hotels Really Worth $500,000 Per Room?"
                      Summer/Fall, 1982
                     "The Hotel-Motel Life Cycle, Summer/Fall, 1982
                     "Mortgage - Equity," Winter/Spring, 1983
                     "Update on Hotel Development Costs," Winter/Spring, 1983 "The Valuation of Hotels and Motels for Assessment
                      Purposes," Winter, 1984
                     "Hotel Capitalization Rates," Summer, 1984
                     "Hotel Development Cost Survey," Summer, 1984
                     "Selecting a Hotel Management Company," Fall, 1984 "Hotel Capitalization Rates," Spring, 1985
                     "How to Perform a Breakeven Analysis," Spring, 1985 "Hotel Capitalization Rates," Winter, 1986
                     "Hotel Development Costs," Winter, 1986
                     "Hotel Valuation Survey," Winter, 1987
                     "Impact of New Tax Laws on Hotel Values," Winter, 1987 "Hotel-Motel Market Sales Update," Winter, 1987 "Structuring an Incentive Management Fee," Fall, 1987 "Understanding Your Hotel's Economic Life," Fall, 1987 "Hotel Development Costs," Fall, 1987
                     "Hotel, Motel Market Sales Update," Winter, 1988 "Amenity Creep," Winter, 1989
                     "Hotel Franchise Fees," Winter, 1989
                     "Hotel Valuation Index," Fall, 1989
                     "Latest Trends in Hotel Values," Fall, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Tri-State Real Estate Journal

                     "Across the Nation: Hotel Sale Prices Escalate on Average,"
                      December 23, 1994

U.S. Real Estate Week

                     "All-Suites Market Entering Second Phase," May 4, 1987

Valuation

                     "Hotel-Motel Market Sales Update," February, 1987

Quarterly Newsletter
Hotel Valuation Journal

                     Professional newsletter with a circulation of 10,000

Real Estate Column
Lodging Hospitality

                     Real estate editor for a major monthly hospitality periodical

Hospitality Column
Real Estate Finance Journal

                     Contributing hospitality editor

Computer Software
Hospitality Valuation Software

                     Hotel financial software for room night analyses, income and expense forecasts, and valuation calculations - developed and distributed for the Appraisal Institute

Hotel-Motel Data
Hospitality Market Data
Exchange

                     National clearinghouse for information pertaining to hotel and motel transactions

Hotel Valuation Index

                     National index of hotel value trends for 24 individual market areas

Hospitality Seminar Series

                     Intensive short courses for hotel and restaurant professionals

Hotel Franchise Fees Analysis Guide

                     Analysis of hotel franchise fees and costs

Hospitality Bibliography

                     Comprehensive literature index of hotel and restaurant books and articles

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                                                     Rushmore, CRE, MAI, CHA
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Awards
Robert H. Armstrong Award

                     For the most significant contribution to The Appraisal Journal in 1975

Activities

                     Commercial pilot, instrument, multi-engine; sailing; skiing

Corporate and Institutional Clients Served

Aetna Life Insurance
AIG Real Estate Investment
Aldrich Eastman and Waltch
Allstate
American Airlines
America's Best Inns
Arthur Anderson & Company
Bankers Trust Company
Bank of America
Bank of Boston
Bank of Montreal
Bank of New York
Bank of Nova Scotia
Bank of Tokyo
Bank One-Columbus
Banque Indosuez
Barclay's Bank
Baybank Boston
The Beacon Companies
Bear, Stearns & Company, Inc.
Best Inns
Best Western International
Boykin Management Co.
Bradbury Suites
C. Itoh
Caesar's World
California Dept. of Transportation
Chase Lincoln First Bank, N.A.
Chase Manhattan Bank
Chemical Bank
Chrysler Capital Corporation
CIGNA
Citibank
Citicorp Real Estate
City of Boston
City of Detroit
City of Grand Rapids
City of Kalamazoo
City of Orlando
City of Philadelphia
City of Santa Monica
City of Toronto
Columbia Sussex Corporation
Continental Illinois National Bank
Copley Real Estate Advisors
Corporex Development
CRI, Inc.
Cushman and Wakefield
Days Inns
Edward J. DeBartolo Corp.

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Corporate and Institutional Clients Served (continued)

Deer Valley Ski Corporation
Doubletree Hotels
Drury Inns
Econo Lodge
Economic Development Admin.
EIE Regent International
Embassy Suites
Equitable Life Assurance
Equitable Real Estate Investment
European American Bank
Fairmont Hotels
Federal Deposit Insurance Corp.
First Boston
First California Savings
First Interstate Bank
First National Bank of Chicago
Four Seasons Hotels
Goldman, Sachs
Greater Orlando Aviation Authority
Great Western Bank
Great Western Savings
Guest Quarters
Hampton Inns
Hilton Hotels, Corp.
Hilton International
Holiday Corporation
Holiday Inns
Home Savings of America
Howard Johnson's
Hudson Hotels Corporation
Hyatt Hotels
Industrial Bank of Japan
Interstate Hotels
The Irvine Company
ITT Commercial Finance Corp.
Japan Airlines
JDC (America) Corporation
John Q. Hammons
John Hancock Life Insurance
Johnson & Wales College
Kenneth Leventhal & Assoc.
Kidder Peabody & Company, Inc.
La Quinta
Larken, Inc.
Lexington Companies
Loews Hotels
Harry Macklowe Real Estate
Marine Midland Bank, N.A.
Marriott Corporation
MA Bay Transit Authority
Massachusetts Mutual Life
Mellon Bank
Meridien Hotels
Merrill Lynch
Merrill Lynch Capital Markets
Metropolitan Life Insurance
Microtel
Midlantic Bank

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Corporate and Institutional Clients Served (continued)

Mitsubishi
Morgan Guaranty Bank & Trust Co.
J.P. Morgan Investment Management
Morgan Stanley
Motel 6, Inc.
Mutual Benefit Co.
National Westminster Bank
New York Life Insurance
Nippon Credit Bank
Nomura Securities Int'l
North American Taisei Corporation
Northwestern Mutual Life
Omni Hotels
Parabas Bank
Prime Motor Inns
Property Capital Trust
Prudential Life Insurance
Radisson Hotels
Ramada Inns
Red Lion Inns
Regent International
Registry Hotels
Residence Inns
Resolution Trust Corporation
Rhode Island Hospital Trust
Ritz-Carlton Hotels
Rodeway Inns
Rose Associates
Salomon Brothers
San Antonio Hotel/Motel Assoc.
Sanwa Bank
Security Pacific Bank
Servico Management Corp.
Sheraton Hotels
Sonesta Hotels
Sonnenblick-Goldman
Steamboat Ski Corporation
Stouffer Hotels
Stratton Corporation
Sumitomo Bank
Summerfield Hotel Corporation
Super 8 Hotels
Swiss Bank Corporation
Taisei
Texas Commerce Bancshares, Inc.
Tishman Realty Corporation
Trans World Airlines
Travelers Insurance
TraveLodge
Trusthouse Forte
UBS Securities
Union Labor Life
United Bank of Switzerland
United Inns, Inc.
United States Steel
Universal Hotels
U.S. Air Force
U.S. Department of Justice

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============


================================================================================

Corporate and
Institutional Clients
Served (continued)

U.S. Department of the Army
U.S. Department of the Interior
U.S. Economic Development Authority
U.S. Trust Company
Walt Disney Productions
Westin Hotels
Williams Hospitality Corporation
Winegardner & Hammons
Winthrop Financial Associates
Wyndham Hotels
Zeckendorf Company

Appearance as
an Expert Witness

Administrative Law Court - SEC, Washington, DC
Appellate Tax Board, Boston, Massachusetts
Arbitration, Wayne, New Jersey
Assessment Appeals Board, Los Angeles County, Los Angeles, California Board of Equalization and Review, Washington, District of Columbia (2) Board of Taxation, Atlantic City, New Jersey
Bureau de Revision Evaluation Fonciere du Quebec, Montreal, Canada Circuit Court, Orange County, Orlando, Florida
Condemnation Review Board, Minneapolis, Minnesota
Corporation Committee, Rhode Island State Senate
Court  of  Common  Pleas,  Allegheny  County, Pennsylvania
Court of Common Pleas, Franklin County, Ohio
Court of Common Pleas, Montgomery, Pennsylvania
Court of Common Pleas, Pittsburgh, Pennsylvania
Court of Common Pleas, Philadelphia, Pennsylvania
Court of Queen's Bench of Alberta, Canada
District Court, Arapahoe County, Colorado
District Court, Dallas County, Texas
District Court, Harris County, Texas
District Court, Tarrant County, Texas
District  Court,  Hennepin  County,  Minneapolis, Minnesota
District Court, Knoxville, Tennessee
Federal Bankruptcy Court, Oakland, California
Federal Bankruptcy Court, Los Angeles, California

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============


================================================================================

Appearance as
an Expert Witness
(continued)

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Denver, Colorado
Federal Bankruptcy Court, District of Columbia
Federal Bankruptcy Court, Miami, Florida (2)
Federal Bankruptcy Court, Chicago, Illinois
Federal Bankruptcy Court, New Orleans, Louisiana
Federal Bankruptcy Court, Greenbelt, Maryland
Federal Bankruptcy Court, Baltimore, Maryland
Federal Bankruptcy Court, Rockville, Maryland
Federal Bankruptcy Court, Boston, Massachusetts
Federal Bankruptcy Court, Grand Rapids, Michigan
Federal Bankruptcy Court, Las Vegas, Nevada
Federal Bankruptcy Court, Newark, New Jersey (2)
Federal Bankruptcy Court, Manhattan, New York (2)
Federal Bankruptcy Court, Westbury, New York
Federal Bankruptcy Court, Philadelphia, Pennsylvania
Federal Bankruptcy Court, Reading, Pennsylvania
Federal Bankruptcy Court, Salt Lake City, Utah
Federal Bankruptcy Court, Madison, Wisconsin (2)
Federal District Court, Rochester, New York
Federal District Court, Philadelphia, Pennsylvania (2)
Judicial  Arbitration  and  Mediation  Services, Dallas, Texas
Michigan Tax Tribunal, Detroit, Michigan
New Jersey Tax Court, Newark, New Jersey (2)
Superior Court, District of Columbia
Superior Court, Clayton County, Georgia (2)
Superior Court of North Carolina
Superior Court, Nashua, New Hampshire
Supreme Court, New York State, Buffalo, New York
Supreme Court, New York State, Manhattan, New York
Supreme Court, New York State, Riverhead, New York

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============


================================================================================

Appearance as
an Expert Witness
(continued)

Tax Review Board, San Joaquin County, Stockton, California
Tax Review Board, Bangor, Maine
Tax Review Board, Schenectady, New York
Tax Review Board, Yorktown, New York
Tax Review Board, North Carolina
Tax Review Board, Philadelphia, Pennsylvania (2)
U.S. District Court, Wilmington, Delaware
U.S. District Court, Madison, Wisconsin

  ==============================================================================
  Partial List of Hotels/Motels, Appraised or Reviewed Internationally

  North America

  Canada

   - Delta Hotel, Calgary
   - Econo Lodge, Hull
   - Hotel Lord Berri, Montreal
   - Hotel Vogue, Montreal
   - Hyatt Regency, Montreal
   - Le Ragence Hyatt, Montreal
   - Holiday Inn, Oshawa, Ontario
   - Hotel Le Chantecler, Quebec
   - Bond Place Hotel, Toronto
   - Carlton Hotel, Toronto
   - Chelsea Hotel, Toronto
   - Delta Chelsea Hotel, Toronto
   - Four Seasons on the Park, Toronto
   - Inn on the Park, Toronto
   - Novotel Missisauga, Toronto
   - Ramada Inn, Toronto
   - Sutton Hotel, Toronto
   - Toronto Marriott East, Toronto
   - Westbury Hotel, Toronto
   - Burnaby Villa Inn, Vancouver
   - Four Seasons Hotel, Vancouver
   - Sheraton Land Mark, Vancouver
   - Sheraton Plaza 500, Vancouver
   - Four Seasons Yorkville Hotel, Yorkville

  United States

  Alabama
   - MEI - Birmingham West, Bessemer
   - Comfort Inn, Birmingham
   - Courtyard by Marriott, Birmingham
   - Courtyard by Marriott-Hoover, Birmingham
   - Courtyard By Marriott/Homewood, Birmingham
   - Crown Sterling Suites, Birmingham
   - Fairfield Inn, Birmingham
   - Holiday Inn, Birmingham
   - Howard Johnson, Birmingham
   - Knights Inn, Birmingham
   - Ramada Inn, Birmingham
   - Residence Inn by Marriott, Birmingham
   - Still Waters Resort, Dadeville
   - Ramada Inn, Gadsden
   - Sheraton Hotel, Gulf Shores
   - Courtyard by Marriott, Huntsville
   - Knights Inn, Huntsville
   - Marriott Hotel-Proposed, Huntsville
   - La Quinta Inn, Huntsville University
   - Days Inn, Mobile
   - Hotel - Proposed, Mobile
   - Inn-Proposed, Mobile
   - Stouffer Riverview, Mobile
   - Courtyard by Marriott, Montgomery
   - Fairfield Inn, Montgomery
   - Holiday Inn-Downtown, Montgomery
   - Holiday Inn-East, Montgomery
   - Howard Johnson, Montgomery
   - La Quinta Inn, Montgomery
   - Residence Inn, Montgomery
   - Marriott's Grand Hotel, Point Clear
   - Holiday Inn, Sheffield
   - La Quinta, Tuscaloosa
   - Masters Economy Inn, Tuscaloosa
   - Proposed Extended Stay, West Mobile

  Alaska
   - Barratt Inn, Anchorage
   - Clarion Hotel, Anchorage
   - Holiday Inn, Anchorage
   - Hotel Captain Hook, Anchorage
   - International Airport Inn, Anchorage
   - Sheraton Anchorage Hotel, Anchorage

  Arizona
   - Holiday Inn, Bullhead City
   - Embassy Suites, Camelback
   - Compri Hotel-Proposed, Chandler
   - Quality Inn, Chandler
   - Ramada Inn, Chandler
   - AmeriSuite Hotel-Proposed, Flagstaff
   - Holiday Inn, Flagstaff
   - Motel 6, Flagstaff
   - Rodeway Inn, Flagstaff
   - Bright Angel Lodge, Grand Canyon
   - El Tovar Hotel, Grand Canyon
   - Grand Canyon National Park, Grand Canyon
   - Kachina Lodge, Grand Canyon
   - Maswik Lodge, Grand Canyon
   - Moqui Lodge, Grand Canyon
   - Phantom Ranch, Grand Canyon
   - Thunderbird Lodge, Grand Canyon
   - Yavapai Lodge, Grand Canyon
   - Hampton Inn-Proposed, Holbrook
   - Moqui Lodge, Kaibab National Forest
   - Rodeway Inn, Kingman
   - Nautical Inn Resort, Lake Havasu City
   - Lexington Hotel Suites, Mesa
   - Biosphere II Conference Center, Oracle
   - Best Western-Per Diem, Phoenix
   - Bobby McGee's, Phoenix
   - Caravan Inn, Phoenix
   - Compri Hotel-Proposed, Phoenix
   - Courtyard by Marriott-Black Canyon, Phoenix
   - Courtyard by Marriott-Mesa, Phoenix
   - Crescent Phoenix Hotel, Phoenix
   - Crown Sterling Suites, Phoenix
   - Days Inn, Phoenix
   - Doubletree Inn at Park Central, Phoenix
   - Embassy Suites, Phoenix
   - Embassy Suites-Biltmore, Phoenix
   - Executive Park Hotel, Phoenix
   - Fountain Suites Hotel, Phoenix
   - Granada Royale-Camelhead, Phoenix
   - Hilton Hotel, Phoenix
   - Holiday Inn, Phoenix
   - Hyatt Regency, Phoenix
   - La Quinta Hotel, Phoenix
   - Lexington Hotel Suites, Phoenix
   - Newton's Sands, Phoenix
   - Phoenician Golf & Tennis Resort, Phoenix
   - Pointe Hilton at Tapatio Cliffs, Phoenix
   - Quality Inn, Phoenix
   - Ramada Inn-Airport, Phoenix
   - Ramada Inn-East, Phoenix
   - Ritz Carlton, Phoenix
   - Sunburst Resort Hotel, Phoenix
   - Hassayampa Inn, Prescott
   - Clarion Inn at McCormick Ranch, Scottsdale
   - Conference Center, Scottsdale
   - Courtyard by Marriott-Mayo, Scottsdale
   - Doubletree Inn at Scottsdale Mall, Scottsdale
   - Fairfield Inn, Scottsdale
   - Fashion Square Hotel, Scottsdale
   - Loews Paradise Resort, Scottsdale
   - Marriott Camelback Inn, Scottsdale
   - Marriott Mountain Shadows, Scottsdale
   - Mountain Shadows Resort, Scottsdale
   - Orange Tree Resort, Scottsdale
   - Ramada-Valley Ho, Scottsdale
   - Red Lion's La Posada Resort, Scottsdale
   - Registry Resort, Scottsdale
   - Rodeway Inn, Scottsdale
   - Scottsdale Princess, Scottsdale
   - Sheraton Scottsdale Resort, Scottsdale
   - The Phoenician, Scottsdale
   - Valley Ho, Scottsdale
   - John Gardiner's Enchantment, Sedona
   - L'Auberege de Sedona, Sedona
   - Los Abrigados, Sedona
   - Orchards Inn, Sedona
   - Hotel-Proposed, Sierra Vista
   - Motel 6, Sierra Vista
   - Temple Bar Resort, Temple Bar
   - Coachman Inn - Proposed, Tolleson/Phoenix
   - Tubac Resort, Tubac
   - Canyon Ranch, Tucson
   - Coachman Inn-Proposed, Tucson
   - Courtyard by Marriott, Tucson
   - Doubletree Inn, Tucson
   - Embassy Suites, Tucson
   - Granada Royale Hometel-E. Broadway, Tucson
   - Hotel Park Tucson-Proposed, Tucson
   - Lexington Suites Hotel, Tucson
   - Loews Hotel, Tucson
   - Resort Hotel-Proposed, Tucson
   - Rodeway Inn, Tucson
   - Sunbelt Commerce Center Hotel, Tucson
   - La Quinta Inn, Tucson East
   - Bobby McGee's, Tuscon
   - Radisson Suite Hotel, Tuscon
   - Ventana Canyon Golf and Racquet, Tuscon
   - Ramada Inn, Union Hill

  Arkansas
   - Sheraton Inn, Fort Smith
   - Hilton, Hot Springs
   - Holiday Inn-Lake Hamilton, Hot Springs
   - Courtyard by Marriott, Little Rock
   - Holiday Inn, Little Rock
   - Legacy Hotel, Little Rock
   - Little Rock Hilton, Little Rock
   - Masters Economy Inn, Little Rock
   - Red Carpet Inn, Little Rock
   - Super 8, Little Rock
   - Masters Economy Inn, North Little Rock
   - Masters Economy Inn, Protho-Junction
   - Holiday Inn, Texarkana

  California
   - Hampton Inn, Agoura Hills
   - Ramada Inn, Agoura Hills
   - Residence Inn-Proposed, Agoura Hills
   - Island Motel, Almeda
   - Anaheim Hilton & Towers, Anaheim
   - Anaheim Park Motor Inn, Anaheim
   - Anaheim Plaza Hotel, Anaheim
   - Best Western Pavillions, Anaheim
   - Carousel Inn, Anaheim
   - Conestoga Hotel, Anaheim
   - Courtyard by Marriott, Anaheim
   - Crown Sterling Suites, Anaheim
   - Disneyland Hotel, Anaheim
   - Golden Forest Motel, Anaheim
   - Hampton Inn, Anaheim
   - Hilton, Anaheim
   - Holiday Inn Anaheim Center, Anaheim
   - Hotel-Proposed, Anaheim
   - Marriott Hotel, Anaheim
   - Pan Pacific Hotel, Anaheim
   - Pitcairn Motel, Anaheim
   - Raffles Inn, Anaheim
   - Ramada Maingate/Disneyland Hotel, Anaheim
   - Roger Morris Inn, Anaheim
   - Stovall's Inn, Anaheim
   - The Station Inn, Anaheim
   - Travelodge Inn at the Park, Anaheim
   - AmeriSuite, Anaheim Hills
   - Comfort Inn, Anahiem
   - Mansouri Hotel, Antioch
   - Red Lion, Apple Valley
   - Hampton Inn, Arcadia
   - Residence Inn, Arcadia
   - Hilton Lodge, Arrowhead Lake
   - Auburn Inn, Auburn
   - Sleep Inn, Auburn
   - Allstar Inn, Bakersfield
   - Clarion Hotel, Bakersfield
   - Courtyard by Marriott, Bakersfield
   - Economy Inn, Bakersfield
   - Ramada Inn, Bakersfield
   - Red Lion Hotel, Bakersfield
   - Residence Inn, Bakersfield
   - Rodeway Inn, Bakersfield
   - Hilton Hotel, Baldwin Park
   - San Gabriel Valley Hotel, Baldwin Park
   - The Hilton Hotel, Baldwin Park
   - Allstar Inn, Barstow
   - Economy Inn, Barstow
   - Marriott Berkeley Marina, Berkeley
   - Shattuck Hotel, Berkeley
   - Beverly Hills Hotel, Beverly Hills
   - Beverly Rodeo Hotel, Beverly Hills
   - Beverly Wilshire Hotel, Beverly Hills
   - Hilton Hotel-Cresthil, Beverly Hills
   - L'Ermitage, Beverly Hills
   - Peninsula Hotel, Beverly Hills
   - Best Western, Big Bear Lake
   - Big Bear Hotel, Big Bear Lake
   - Big Bear Lake Resort, Big Bear Lake
   - Big Bear Towering Pines, Big Bear Lake
   - Motel 6, Big Bear Lake
   - Post Ranch, Big Sur
   - Ventana Inn, Big Sur
   - Rodeway Inn, Blythe
   - Courtyard by Marriott, Brea
   - Holiday Inn, Brentwood
   - Courtyard by Marriott, Buena Park
   - Fairfield Inn, Buena Park
   - Hampton Inn, Buena Park
   - Holiday Inn, Buena Park
   - Crowne Sterling Suites, Burlingame
   - Hyatt Regency, Burlingame
   - Mariott Hotel - SFO, Burlingame
   - Marriott, Burlingame
   - Marriott-San Francisco Airport, Burlingame
   - Radisson Hotel-Proposed, Burlingame
   - Sheraton Hotel, Burlingame
   - Courtyard by Marriott, Camarillo
   - Best Western Fireside Inn, Cambria
   - Cambria Pines Lodge, Cambria
   - Residence Inn, Campbell
   - Hotel-Proposed, Capitola
   - Resort Hotel, Spa & Conference Ctr., Capitola
   - Allstar Inn, Carlsbad
   - Carlsbad Inn, Carlsbad
   - Inn of America, Carlsbad
   - La Costa Hotel and Spa, Carlsbad
   - Olympic Resort Hotel, Carlsbad
   - Tickle Pink Inn, Carmel
   - Allstar Inn, Carpinteria
   - Desert Princess Country Club, Cathedral City
   - Royce Suites Hotel, Cathedral City
   - Digger Bay, Central Valley
   - Marriott Hotel-Proposed, Century City
   - Westin Century Plaza Hotel, Century City
   - Neighborhood Inn-Proposed, Chatsworth
   - Red Lion Hotel, Chico
   - Otay Valley Inn, Chula Vista
   - Travelodge-Otay Valley, Chula Vista
   - Ramada Inn, City of Commerce
   - Sheraton Hotel, City of Industry
   - Allstar Inn, Coalinga
   - Harris Ranch Restaurant/Inn, Coalinga
   - Howard Johnson, Colton
   - Best Western Willow Tree Inn, Compton
   - Concord Hotel, Concord
   - Hilton Hotel, Concord
   - The Trees Inn, Concord
   - Motel 6, Corona
   - Hotel del Coronado, Coronado
   - Loews Coronado Bay Resort, Coronado
   - Madera Village Inn, Corte Madera
   - Ha' Penny Inn, Costa Mesa
   - La Quinta Hotel, Costa Mesa
   - Marriott Suites, Costa Mesa
   - Red Lion Hotel, Costa Mesa
   - Residence Inn, Costa Mesa
   - Pacifica Hotel, Culver City
   - Ramada Inn, Culver City
   - Courtyard by Marriott, Cupertino
   - Doubletree Hotel, Cupertino
   - Doubletree Hotel, Dana Point
   - Spa-Proposed, Danville
   - El Rancho, Davis
   - Furnace Creek Resort, Death Valley
   - Stovepipe Wells Village, Death Valley
   - Hilton, Del Mar
   - Days Inn, Diamond Bar
   - Compri Hotel, El Segundo
   - Proposed Summerfield, El Segundo
   - Days Inn, Emeryville
   - Holiday Inn-Bay Bridge, Emeryville
   - Lyons Restaurant, Emeryville
   - Budget Motel, Encinitis
   - Marriott Tenaya Lodge-Proposed, Fishcamp
   - Holiday Inn, Fort Myers Beach
   - All Suites Hotel/Athletic Club, Foster City
   - Clubtel-Proposed, Foster City
   - Courtyard by Marriott, Foster City
   - Holiday Inn, Foster City
   - Courtyard by Marriott, Fremont
   - Fremont Hotel, Fremont
   - Motel 6, Fremont
   - Residence Inn, Fremont
   - Allstar Inn, Fresno
   - AmeriSuite, Fresno
   - Chateau Inn, Fresno
   - Courtyard by Marriott, Fresno
   - Economy Inn, Fresno
   - Hacienda, Fresno
   - Holiday Inn, Fresno
   - Holiday Inn-Fresno Airport, Fresno
   - Howard Johnson Motel, Fresno
   - Piccadilly Inn, Fresno
   - Travelers Inn, Fresno
   - Travelers Lodge, Fresno
   - Griswold's Hotel, Fullerton
   - Holiday Inn, Fullerton
   - Marriott Hotel, Fullerton
   - Hotel-Proposed, Garden Grove
   - Hyatt Regency Alicante, Garden Grove
   - Princess Hotel, Garden Grove
   - Motel 6, Gilroy
   - Hyatt Regency-Proposed, Goleta
   - Allstar Inn, Hacienda Heights
   - Courtyard by Marriott, Hacienda Heights
   - Half Moon Bay Lodge, Half Moon Bay
   - Courtyard by Marriott, Harbor Boulevard
   - Grosvenor, Harborside-Pt. Loma
   - Inn at Foss Creek, Healdsburg
   - Chateau Marmont, Hollywood
   - Hollywood Palm Hotel, Hollywood
   - Sunset Towers Hotel, Hollywood
   - Waterfront Hilton Hotel, Huntington Beach
   - Compri Hotel, Hutton Centre
   - Grand Champions Resort, Indian Wells
   - Stouffer Esmerelda Resort, Indian Wells
   - Courtyard By Marriott, Irvine
   - Courtyard by Marriott - Proposed, Irvine
   - Embassy Suites, Irvine
   - Hilton Hotel, Irvine
   - Holiday Inn, Irvine
   - Hyatt Hotel, Irvine
   - La Quinta-Proposed, Irvine
   - Marriott Hotel, Irvine
   - Marriott-Proposed, Irvine
   - Registry Hotel, Irvine
   - Residence Inn-Proposed, Irvine
   - Amador Inn, Jackson
   - Embassy Suites, La Jolla
   - Hotel-Proposed, La Jolla
   - La Jolla Property, La Jolla
   - La Jolla Village Inn, La Jolla
   - Marriott Hotel, La Jolla
   - Residence Inn, La Jolla
   - Days Inn-Proposed, La Palma
   - PGA West Resort - Proposed, La Quinta
   - Lafayette Park Hotel, Lafayette
   - Laguna Shores, Laguna Beach
   - Holiday Inn, Laguna Hills
   - Ryokan Hotel-Proposed, Laguna Hills
   - Villa Valencia, Laguna Hills
   - Ritz Carlton, Laguna Niguel
   - Lake Mohave Resort, Lake Mohave
   - Resort at Squaw Creek, Lake Tahoe
   - Courtyard by Marriott, Larkspur Landing
   - Hilton, Las Cruces
   - Surf and Sand Hotel, Leguna Beach
   - Holiday Inn, Lido Beach
   - Motel-Proposed, Little Lake
   - Residence Inn, Livermore
   - Residence Inn-Proposed, Livermore
   - Breakers Hotel, Long Beach
   - Holiday Inn, Long Beach
   - Holiday Inn Airport, Long Beach
   - Marriott Hotel-Long Beach Airport, Long Beach
   - Marriott Hotel-Proposed, Long Beach
   - Ramada Renaissance Hotel, Long Beach
   - Residence Inn, Long Beach
   - Sheraton Long Beach & Office Tower, Long Beach
   - Airport Park Hotel, Los Angeles
   - Bel Age, Los Angeles
   - Biltmore Hotel, Los Angeles
   - Century Inn, Los Angeles
   - Checkers Hotel, Los Angeles
   - Courtyard by Marriott-Irvine Main, Los Angeles
   - Courtyard by Marriott-LAX Airport, Los Angeles
   - Crown Sterling Suites, Los Angeles
   - Days Inn, Los Angeles
   - Econo Lodge-Proposed, Los Angeles
   - Embassy Suites, Los Angeles
   - Embassy Suites-LAX-Proposed, Los Angeles
   - Four Seasons, Los Angeles
   - Hampton Inn-LAX, Los Angeles
   - Herrick and Campbell, Los Angeles
   - Hilton & Towers-LAX, Los Angeles
   - Hilton Hotel, Los Angeles
   - Holiday Inn Crowne Plaza-LAX, Los Angeles
   - Le Montrose Hotel, Los Angeles
   - Ma Maison Sofitel, Los Angeles
   - Macklowe Hotel, Los Angeles
   - Marriott Century City, Los Angeles
   - MCA Hotel-Proposed, Los Angeles
   - New Otani Hotel, Los Angeles
   - Playa Vista Development, Los Angeles
   - Stouffer Concourse Hotel, Los Angeles
   - Westin Bonaventure, Los Angeles
   - Westwood Marquis Hotel, Los Angeles
   - Los Gatos Lodge, Los Gatos
   - Macienda Inn, Los Gatos
   - Toll House Inn, Los Gatos
   - Residence Inn, Manhattan Beach
   - All Suite Hotel, Marina Del Rey
   - Marina Beach Hotel, Marina del Rey
   - Marina del Rey Hotel and Marina, Marina del Rey
   - Marina Suites Hotel, Marina Del Rey
   - Marriott Marina Del Rey, Marina Del Rey
   - Residence Inn, Meriden
   - Quality Suites Hotel - Proposed, Millbrae
   - Beverly Heritage Hotel, Milpitas
   - Crown Sterling Suites, Milpitas
   - Holiday Inn, Milpitas
   - Courtyard by Marriott, Mira Mesa
   - Grosvenor, Mission Bay
   - Motel Orleans, Modesto
   - Red Lion Hotel, Modesto
   - Red Lion-Proposed, Modesto
   - Carmel Mission Inn, Monterey
   - Doubletree Inn, Monterey
   - Former Monterey Hilton Hotel, Monterey
   - Monterey Plaza, Monterey
   - Plaza Hotel, Monterey
   - Sheraton Hotel, Monterey
   - Pebble Beach Company, Monterey County
   - Inn at Morro Bay, Morro Bay
   - Residence Inn, Mountain View
   - Inn at Napa Valley, Napa
   - Best Western Inn, Napa Valley
   - Clarion Hotel-Napa Valley, Napa Valley
   - Silverado, Napa Valley
   - Ha'Penny Motel, National City
   - Allstar Inn, Needles
   - Hilton-Newark/Fremont, Newark
   - Four Seasons Hotel, Newport Beach
   - Hotel Meridien, Newport Beach
   - Hyatt Newporter, Newport Beach
   - Newporter Resort, Newport Beach
   - Sheraton, Newport Beach
   - Days Inn-Proposed, North Hollywood
   - Northstar, North Lake Tahoe
   - Ramada Inn, Norwalk
   - Impact Study - Proposed Hotel, Oakdale
   - Hilton Inn, Oakland
   - Holiday Inn, Oakland
   - Holiday Inn-Oakland Airport, Oakland
   - Parc Oakland Hotel, Oakland
   - Resort - Proposed, Olympic Valley
   - Resort at Squaw Creek-Proposed, Olympic Valley
   - Clarion Hotel, Ontario
   - Compri Hotel, Ontario
   - Fairfield Inn, Ontario
   - Holiday Inn, Ontario
   - Lexington Hotel Suites, Ontario
   - Red Lion Hotel, Ontario
   - Doubletree Hotel, Orange
   - Woodfin Suites, Orange
   - Embassy Suites, Palm Desert
   - Marriott Desert Springs, Palm Desert
   - Canyon Resort, Palm Springs
   - Compri Hotel-Proposed, Palm Springs
   - Courtyard by Marriott, Palm Springs
   - Desert Princess, Palm Springs
   - Grand Champions Resort, Palm Springs
   - International Hotel and Resort, Palm Springs
   - Ocotillo Lodge, Palm Springs
   - Palm Canyon, Palm Springs
   - PGA West Resort-Proposed, Palm Springs
   - Spa Hotel at Mineral Springs, Palm Springs
   - Westin Hotel, Palm Springs
   - Grosvenor, Palmdale
   - Super 8, Palmdale
   - Cowper Square, Palo Alto
   - Garden Court, Palo Alto
   - Holiday Inn, Palo Alto
   - Stanford Park, Palo Alto
   - Marriott, Paradise Valley
   - All Suite Hotel-Proposed, Pasadena
   - Doubletree Hotel, Pasadena
   - Holiday Inn, Pasadena
   - Cascade Ranch Lodge, Pescadero
   - Elk Lodge, Petaluma
   - Hotel Petaluma, Petaluma
   - Hilton-Proposed, Pismo Beach
   - Hilton-Sea Point, Pismo Beach
   - Holiday Inn, Pismo Beach
   - Hotel-Proposed, Pismo Beach
   - Pismo II, Pismo Beach
   - Fairfield Inn, Placentia
   - Residence Inn, Placentia
   - Howard Hughes Center, Playa Vista
   - Pleasant Hill Inn, Pleasant Hill
   - Residence Inn, Pleasant Hill
   - Club Hilton Hotel-Proposed, Pleasanton
   - Compri Hotel, Pleasanton
   - Courtyard by Marriott, Pleasanton
   - Hilton, Pleasanton
   - Holiday Inn, Pleasanton
   - Pleasanton Creek, Pleasanton
   - Shilo Inn - Hilltop, Pomona
   - Compri Hotel, Rancho Bernardo
   - Radisson Suites, Rancho Bernardo
   - Comfort Inn Motel, Rancho Cordova
   - Courtyard by Marriott, Rancho Cordova
   - Economy Inn, Rancho Cordova
   - El Rancho, Rancho Cordova
   - Quality Suites-Proposed, Rancho Cordova
   - Sheraton Sunrise, Rancho Cordova
   - Marriott Rancho Las Palmas, Rancho Mirage
   - Mission Hills Hotel, Rancho Mirage
   - Resort Hotel-Proposed, Rancho Mirage
   - Westin Mission Hills Resort, Rancho Mirage
   - Bridge Bay Resort, Redding
   - Grand Manor Inn, Redding
   - La Quinta Inn, Redding
   - Motel 6, Redding
   - Motel Orleans, Redding
   - Red Lion Inn, Redding
   - Shasta Inn, Redding
   - Portofino Hotel & Yacht Club, Redondo Beach
   - Sheraton, Redondo Beach
   - Sofitel Redwood Shores, Redwood
   - Days Inn, Richmond
   - Best Western Carraige Inn, Ridgecrest
   - Days Inn, Riverside
   - Mission Inn-Proposed, Riverside
   - Omni Mission Inn, Riverside
   - Sheraton Hotel, Riverside
   - Red Lion Inn, Rohnert Park
   - Crown Sterling Suites, S.San Fransicso
   - Allstar Inn, Sacramento
   - Arco Arena II-Proposed, Sacramento
   - Arco Park, Sacramento
   - Catering Center - Proposed, Sacramento
   - Clarion Hotel, Sacramento
   - Compri Hotel-Proposed, Sacramento
   - Courtyard by Marriott, Sacramento
   - Courtyard by Marriott-S. Natomas, Sacramento
   - Hilton Hotel, Sacramento
   - Holiday Inn-Capital Plaza, Sacramento
   - Hotel-Proposed, Sacramento
   - Hyatt Arbitrat, Sacramento
   - Hyatt Regency, Sacramento
   - La Quinta Hotel, Sacramento
   - Motel Orleans, Sacramento
   - Radisson Hotel, Sacramento
   - Red Lion Inn, Sacramento
   - Residence Inn, Sacramento
   - Sacramento Inn, Sacramento
   - Sierra Inn, Sacramento
   - Sterling Hotel, Sacramento
   - Travelers Inn, Sacramento
   - Woodlake Inn, Sacramento
   - Harvest Inn, Saint Helena
   - Courtyard by Marriott, San Bruno
   - San Carlos Motel Development, San Carlos
   - Atlas Hotels/Mission Valley Inn, San Diego
   - Best Western Seven Seas Motor Lodge, San Diego
   - Budget Motel of America, San Diego
   - Catamaran Resort Hotel, San Diego
   - Center Pointe Development, San Diego
   - Comfort Inn, San Diego
   - Courtyard by Marriott-Mira Mesa, San Diego
   - Doubletree Hotel, San Diego
   - Embassy Suites, San Diego
   - Executive Lodge, San Diego
   - Hanalei Hotel, San Diego
   - Harbor Island Hotel-Proposed, San Diego
   - Harborside Inn-Point Loma, San Diego
   - Harbortown Marina Resort, San Diego
   - Holiday Inn Montgomery Airport, San Diego
   - Holiday Inn-Embarcadero, San Diego
   - Holiday Inn-Harbor View, San Diego
   - Horton Grand Saddlery, San Diego
   - Horton Park Plaza Hotel, San Diego
   - Howard Johnson Hotel, San Diego
   - Inter-Continental Hotel & Marina, San Diego
   - Kings Inn, San Diego
   - La Jolla Village Inn, San Diego
   - La Quinta Hotel, San Diego
   - Marriott Hotel-Mission Valley, San Diego
   - Marriott Twin Towers and Marina, San Diego
   - Mission Valley Inn, San Diego
   - Omni Hotel, San Diego
   - Radisson Hotel, San Diego
   - Ramada Inn, San Diego
   - Ramada Limited Suites, San Diego
   - Ramada Old Town, San Diego
   - Ramada Rancho Penasquitos, San Diego
   - Red Lion Inn, San Diego
   - Regency Plaza Hotel, San Diego
   - San Diego Marriott, San Diego
   - Seven Seas Lodge, San Diego
   - Sheraton Grand, San Diego
   - Sheraton Harbor Island East, San Diego
   - Super 8-Point Loma, San Diego
   - Symphony Towers, San Diego
   - Town and Country Hotel, San Diego
   - Travelodge Hotel Plaza, San Diego
   - U.S. Grant Hotel, San Diego
   - Westin-Proposed, San Diego
   - Abagail Inn, San Francisco
   - Bellevue Hotel, San Francisco
   - Cable Motor Inn, San Francisco
   - California Cafe, San Francisco
   - Campton Place, San Francisco
   - Cartwright Hotel, San Francisco
   - Chancellor Hotel, San Francisco
   - Clarion Inn-San Francisco Airport, San Francisco
   - Comfort Inn, San Francisco
   - Courtyard by Marriott-Airport, San Francisco
   - Embarcadero Inn, San Francisco
   - Fairmont Hotel, San Francisco
   - Grand Hyatt, San Francisco
   - Grosvenor Clift Hotel, San Francisco
   - Harbor Court Hotel, San Francisco
   - Hilton Hotel, San Francisco
   - Holiday Inn - Union Square, San Francisco
   - Holiday Inn Crowne Plaza, San Francisco
   - Holiday Inn-Civic Center, San Francisco
   - Holiday Inn-Fisherman's Wharf, San Francisco
   - Holiday Inn-Golden Gateway, San Francisco
   - Holiday Inn-South, San Francisco
   - Holiday Lodge, San Francisco
   - Hotel Diva, San Francisco
   - Hotel Meridien, San Francisco
   - Hotel Union Square, San Francisco
   - Hotel-Proposed, San Francisco
   - Hyatt Fisherman's Wharf, San Francisco
   - Hyatt Regency Embarcadero, San Francisco
   - Inn at Fisherman's Wharf, San Francisco
   - Inn at the Opera, San Francisco
   - Inn-Proposed, San Francisco
   - Juliana Hotel, San Francisco
   - King George Hotel, San Francisco
   - La Quinta Inn, San Francisco
   - La Quinta-Airport, San Francisco
   - Lambourne Hotel, San Francisco
   - Laurel Motor Inn, San Francisco
   - Majestic Hotel, San Francisco
   - Manx Hotel, San Francisco
   - Mark Twain, San Francisco
   - Marriott, San Francisco
   - Marriott San Francisco-Proposed, San Francisco
   - Marriott-Airport, San Francisco
   - Orchard Hotel, San Francisco
   - Pan Pacific Hotel, San Francisco
   - Parc 55 Hotel, San Francisco
   - Park Hyatt Hotel, San Francisco
   - Portman Hotel, San Francisco
   - Prescott Hotel, San Francisco
   - Queen Anne Hotel, San Francisco
   - Ramada Hotel, San Francisco
   - Regis Hotel, San Francisco
   - Ritz-Carlton Hotel, San Francisco
   - San Franciscan, San Francisco
   - San Francisco Hotel, San Francisco
   - Savoy Hotel, San Francisco
   - Sheraton Palace Hotel, San Francisco
   - Sheraton-Fisherman's Wharf, San Francisco
   - Sir Francis Drake Hotel, San Francisco
   - Stanford Court, San Francisco
   - Stouffer Stanford Court Hotel, San Francisco
   - Super 8-Fisherman's Wharf, San Francisco
   - Westin St. Francis, San Francisco
   - Crowne Sterling Suites, San Francisco - South
   - Olympic Club Golf Course, San Francisco/San Mateo
   - Budget Inn, San Jose
   - Courtyard by Marriott, San Jose
   - Cozy 8 Arena Hotel, San Jose
   - Fairmont Hotel, San Jose
   - Holiday Inn, San Jose
   - Ramada Renaissance, San Jose
   - Red Lion Inn, San Jose
   - Islander Motel, San Leandro
   - Apple Farm Inn, San Luis Obispo
   - Embassy Suites, San Luis Obispo
   - Holiday Inn, San Luis Obispo
   - Los Nomados Resort, San Luis Obispo
   - Twin Oaks Golf Course, San Marcos
   - Dunfey San Mateo Hotel, San Mateo
   - Compri Hotel-Proposed, San Pedro
   - Embassy Suites Hotel, San Rafael
   - Marriott Hotel-Proposed, San Ramon
   - Residence Inn, San Ramon
   - AAA Inn, Santa Ana
   - California Palms Hotel, Santa Ana
   - Comfort Inn, Santa Ana
   - Compri Hotel, Santa Ana
   - Embassy Suites Santa Ana, Santa Ana
   - Executive Lodge, Santa Ana
   - Howard Johnson, Santa Ana
   - Quality Inn, Santa Ana
   - Ramada Inn-Orange County, Santa Ana
   - El Encanto Hotel, Santa Barbara
   - Fess Parker's Red Lion Resort, Santa Barbara
   - Four Seasons Hotel, Santa Barbara
   - Montecito Inn, Santa Barbara
   - San Ysidro Ranch, Santa Barbara
   - Santa Barbara Inn, Santa Barbara
   - Biltmore Hotel & Suites, Santa Clara
   - Days Inn, Santa Clara
   - Doubletree Hotel, Santa Clara
   - Embassy Suites, Santa Clara
   - Inn At Saratoga, Santa Clara
   - Marriott Hotel, Santa Clara
   - Quality Suites Hotel, Santa Clara
   - Dream Inn, Santa Cruz
   - Hilton, Santa Maria
   - Motel 6, Santa Maria
   - Econo Lodge-Proposed, Santa Monica
   - Holiday Inn, Santa Monica
   - Holiday Inn at the Pier, Santa Monica
   - Park Hyatt Hotel, Santa Monica
   - Santa Monica Beach Hotel, Santa Monica
   - Santa Monica/Slatkin, Santa Monica
   - Allstar Inn, Santa Rosa
   - Doubletree Hotel, Santa Rosa
   - Fountaingrove Inn, Santa Rosa
   - Holiday Inn, Santa Rosa
   - Round Barn Inn-Proposed, Santa Rosa
   - Sheraton Round Barn, Santa Rosa
   - Days Inn, Seaside
   - Embassy Suites, Seaside
   - Seaside 8 Motel, Seaside
   - Valley Radisson, Sherman Oaks
   - Red Lion, Sonoma
   - Sonoma Mission Inn, Sonoma
   - Holiday Inn - Proposed, Sonora
   - Timberwolf Lodge, South Lake Tahoe
   - Holiday Inn, South San Francisco
   - Hotel-Proposed, South San Francisco
   - Meadowood Resort, St. Helena
   - Hilton Hotel, Stockton
   - Holiday Inn, Stockton
   - La Quinta Hotel, Stockton
   - Motel Orleans, Stockton
   - Paradise Point Manna, Stockton
   - Sheraton-Proposed, Stockton
   - Hilton, Sunnyvale
   - Holiday Inn, Sunnyvale
   - Neighborhood Suites, Sunnyvale
   - Ramada Inn, Sunnyvale
   - Sunnyvale Hilton, Sunnyvale
   - Temecula Creek Inn, Temecula Creek
   - Westlake Plaza Hotel, Thousand Oaks
   - Courtyard by Marriott, Torrance
   - Holiday Inn, Torrance
   - Marriott Hotel, Torrance
   - Residence Inn, Torrance
   - Holiday Inn, Union City
   - MCA Hotel-Proposed, Universal City
   - Comfort Inn, Vallejo
   - Holiday Inn, Van Nuys
   - La Quinta Hotel, Ventura
   - Ocean Resorts, Ventura
   - Sheraton, Ventura
   - Greentree Inn, Victorville
   - Doubletree Inn, Walnut Creek
   - Parkside Hotel, Walnut Creek
   - Ramada Renaissance Hotel, Walnut Creek
   - Royce Hotel-Proposed, Walnut Creek
   - Walnut Creek Project, Walnut Creek
   - Hampton Inn, West Covina
   - Le Bel Age, West Hollywood
   - Le Dufy, West Hollywood
   - Le Mondrian Hotel, West Hollywood
   - Hilton, Whittler
   - Hotel & Conference Center-Proposed, Woodland
   - Marriott Hotel-Woodland Hills, Woodland Hills
   - Skylonda Retreat, Woodside
   - Compri Hotel-Proposed, Yorba Linda
   - Marriott-Tenaya Lodge, Yosemite
   - Motel Orleans, Yuba City

  Colorado
   - Days Inn, Arapahoe
   - Continental Inn, Aspen
   - Ritz-Carlton Hotel-Proposed, Aspen
   - Hampton Inn, Aurora
   - Holiday Inn, Aurora
   - Radisson Hotel, Aurora
   - Radisson Southeast, Aurora
   - Raffles Hotel, Aurora
   - Comfort Inn, Avon
   - Boulder Hotel-Downtown, Boulder
   - Clarion Hotel, Boulder
   - Courtyard by Marriott, Boulder
   - Doubletree Hotel-Proposed, Boulder
   - Hilton Harvest House, Boulder
   - Holiday Inn, Boulder
   - Interlocken Conference Resort-Prop., Boulder
   - Proposed Golf Course, Boulder
   - Residence Inn, Boulder
   - Hilton, Breckenridge
   - Ski Lodge-Proposed, Breckenridge
   - Interlocken Conference Center, Broomfield
   - Interlocken Conference Center-Prop., Broomfield
   - Embassy Suites, Colorado Springs
   - Hilton, Colorado Springs
   - Howard Johnson, Colorado Springs
   - Le Baron Hotel, Colorado Springs
   - Marriott, Colorado Springs
   - Quality Inn, Colorado Springs
   - Red Lion Inn, Colorado Springs
   - Sheraton Inn, Colorado Springs
   - Grand Butte Hotel, Crested Butte
   - Best Western Regency, Denver
   - Brown Palace, Denver
   - Clarion Hotel-Denver Airport, Denver
   - Courtyard by Marriott-Airport, Denver
   - Courtyard by Marriott-Southeast, Denver
   - Days Inn, Denver
   - Denver Airport Hilton Inn, Denver
   - Doubletree Hotel, Denver
   - Embassy Suites, Denver
   - Embassy Suites-Airport, Denver
   - Hilton-Technical Center, Denver
   - Holiday Inn-Downtown, Denver
   - Holiday Inn-West, Denver
   - Jackson's Hole Sport, Denver
   - Marriott-Southeast, Denver
   - Marriott-West, Denver
   - Radisson Hotel, Denver
   - Red Lion Hotel, Denver
   - Regency Inn, Denver
   - La Quinta Inn, Denver - Airport
   - La Quinta, Denver - South
   - Red Lion Inn, Durango
   - Hilton-Denver, Englewood
   - Residence Inn, Englewood
   - Scanticon Conference Center, Englewood
   - Marriott Hotel-Proposed, Fort Collins
   - Holiday Inn, Golden
   - Marriott-Denver West, Golden
   - Ramada Inn, Grand Junction
   - Sheraton-Proposed, Keystone
   - Compri Hotel, Lakewood
   - Hampton Inn, Lakewood
   - Sheraton Inn, Steamboat Springs
   - Proposed Hotel, Telluride
   - Days Inn, Vail
   - Doubletree Hotel, Vail
   - Lodge at Vail, Vail
   - Marriott's Mark Resort, Vail
   - Westin Vail Resort, Vail
   - Ramada Hotel, Westminster
   - Winter Park Resort, Winter Park

  Connecticut
   - Chester Inn-Chester, Chester
   - Inn-Proposed, Chester
   - Super 8-Proposed, Cromwell
   - Danbury Hilton & Towers, Danbury
   - Residence Inn, Danbury
   - Holiday Inn, Darien
   - Howard Johnson Lodge, Darien
   - Ramada Inn, Darien
   - Holiday Inn, East Hartford
   - Howard Johnson Lodge, East Lyme
   - Days Inn-Proposed, Enfield
   - Greenwich Habor Inn, Greenwich
   - Howard Johnson Lodge, Greenwich
   - Showboat Inn, Greenwich
   - Hotel-Proposed, Groton
   - Hilton Hotel, Hartford
   - Holiday Inn-Proposed, Hartford
   - Motel 6, Hartford
   - Ramada Inn, Hartford
   - Sheraton Tobacco Valley Inn, Hartford
   - Summit Hotel, Hartford
   - Super 8 Motel, Hartford
   - Susse Chalet, Hartford
   - Residence Inn By Marriott, Meriden
   - Holiday Inn, Milford
   - Susse Chalet, Milford
   - Howard Johnson Lodge, Mystic
   - Mystic Ramada Inn, Mystic
   - Holiday Inn, New Britain
   - Ramada Inn, New Britain
   - Colony Inn, New Haven
   - Holiday Inn, New Haven
   - Howard Johnson, New Haven
   - Quality Inn, New Haven
   - Residence Inn, New Haven
   - Radisson Hotel, New London
   - Best Western-Proposed, New Milford
   - Courtyard by Marriott, Norwalk
   - Holiday Inn, Norwalk
   - Howard Johnson, Norwalk
   - Ramada Inn, Norwalk
   - Susse Chalet, Rocky Hill
   - Ramada Hotel-Proposed, Shelton
   - Residence Inn - Shelton, Shelton
   - Heritage Village, Southbury
   - Southbury Hotel, Southbury
   - Susse Chalet, Southington
   - Days Inn, Stamford
   - Executive Hotel, Stamford
   - Harley Hotel, Stamford
   - Holiday Inn-Crowne Plaza, Stamford
   - Inn at Mill River, Stamford
   - Le Pavillon Hotel, Stamford
   - Marriott, Stamford
   - Radisson Tara Hotel, Stamford
   - Sheraton, Stamford
   - Best Western-Proposed, Stratford
   - Stratford Motor Lodge, Stratford
   - Marriott Hotel, Trumbull
   - Courtyard by Marriott, Wallingford
   - Susse Chalet, Wallingford
   - Howard Johnson Plaza Hotel, Waterbury
   - Super 8-Proposed, Waterbury
   - Residence Inn-Proposed, Waterford
   - Holiday Inn, Westbury
   - The Island Inn, Westbury
   - Courtyard by Marriott, Windsor
   - Sheraton Tobacco Valley Inn, Windsor
   - Holiday Inn-Proposed, Windsor Locks

  Delaware
   - Wilmington Hilton, Claymont
   - Rusty Rudder, Dewey Beach
   - Residence Inn-Proposed, Newark
   - Hilton Hotel, Wilmington
   - Hotel-Proposed, Wilmington
   - Marriott Suites, Wilmington
   - Residence Inn-Proposed, Wilmington

  District of Columbia
   - All Suite Hotel - Proposed, Washington
   - Bellevue Hotel, Washington
   - Canterbury Hotel, Washington
   - Capital Hilton, Washington
   - Capitol Hill Hotel, Washington
   - Castleton Hotel, Washington
   - Comfort Inn, Washington
   - Convention Center Inn, Washington
   - Dupont Plaza, Washington
   - Embassy Row Hotel, Washington
   - Fairfax Hotel, Washington
   - Fairmont Hotel, Washington
   - Four Seasons Hotel, Washington
   - General Scott Inn, Washington
   - Georgetown Hotel, Washington
   - Grand Hotel, Washington
   - Grand Hyatt, Washington
   - Hampshire House, Washington
   - Harambee House, Washington
   - Hay Adams Hotel, Washington
   - Holiday Inn Crowne Plaza, Washington
   - Holiday Inn-Capitol, Washington
   - Holiday Inn-Georgetown, Washington
   - Holiday Inn-Governor House, Washington
   - Hotel Washington, Washington
   - Howard Johnson, Washington
   - Hyatt Regency-Capitol, Washington
   - Hyatt-Convention Center, Washington
   - International Inn, Washington
   - Intrigue Hotel, Washington
   - Jefferson Hotel, Washington
   - Lombardy Tower Apartment Hotel, Washington
   - Madison Hotel, Washington
   - Manger Annapolis Hotel, Washington
   - Manger Hamilton Hotel, Washington
   - Manger Hay Adams Hotel, Washington
   - Marriott-Key Bridge, Washington
   - Mayflower Hotel, Washington
   - Omni Georgetown Hotel, Washington
   - Omni Shoreham Hotel, Washington
   - Park Terrace Hotel, Washington
   - Phoenix Park Hotel, Washington
   - Plaza Hotel, Washington
   - Potomac Hotel Group, Washington
   - Quality Inn-Capitol Hill, Washington
   - Quality Inn-Downtown, Washington
   - Ramada Inn-Central, Washington
   - Ramada Renaissance Hotel, Washington
   - Ritz-Carlton, Washington
   - River Inn, Washington
   - Riverside Towers, Washington
   - Sheraton City Centre, Washington
   - Sheraton Grand Hotel, Washington
   - Shoreham Hotel, Washington
   - St. James, Washington
   - State Plaza, Washington
   - Statler Hilton Hotel, Washington
   - Washington Hilton, Washington
   - Washington Plaza, Washington
   - Watergate Hotel, Washington
   - Wyndham Bristol Hotel, Washington

  Florida
   - Holiday Inn, Altamonte Springs
   - La Quinta, Altamonte Springs
   - Turnberry Isle Resort, Aventura
   - Boca Raton Hotel and Club, Boca Raton
   - Boca West, Boca Raton
   - Deerfield Beach Hilton, Boca Raton
   - Embassy Suites, Boca Raton
   - Park Place Suite Hotel, Boca Raton
   - Petite Suites, Boca Raton
   - Residence Inn, Boca Raton
   - Days Inn, Brandenton
   - South Seas Resort, Captive Island
   - Days Inn, Clearwater
   - Days Inn-Proposed, Clearwater
   - Holiday Inn - Central/Clearwater, Clearwater
   - La Quinta Inn, Clearwater
   - Sheraton Sand Key Hotel, Clearwater
   - Holiday Inn - Gulfview South, Clearwater Beach
   - Holiday Inn - Surfside North, Clearwater Beach
   - Howard Johnson, Clermont
   - Econolodge, Cocoa Beach
   - Hilton Hotel, Cocoa Beach
   - Holiday Inn, Cocoa Beach
   - Howard Johnson, Cocoa Beach
   - Perkins Restaurant, Cocoa Beach
   - Coconut Grove Hotel, Coconut Grove
   - Mayfair House, Coconut Grove
   - Proposed Hampton Inn, Coconut Grove
   - Biltmore Hotel, Coral Gables
   - Holiday Inn, Coral Gables
   - Holiday Inn (Court), Coral Gables
   - Plantation Hotel, Crystal River
   - Sheraton Inn, Cypress Gardens
   - Budget Inn, Davenport
   - Daytona Beach Surfside Regency, Daytona Beach
   - Howard Johnson, Daytona Beach
   - La Quinta Inn, Daytona Beach
   - Pirates Cove, Daytona Beach
   - Sheraton Inn, Daytona Beach
   - Crown Sterling Suites, Deerfield Beach
   - Days Inn, Deerfield Beach
   - Hilton Hotel, Deerfield Beach
   - Horizon Club, Deerfield Beach
   - Sheraton Inn, Deland
   - Hilton Hotel, Disney World
   - Holiday Inn, Edgewater
   - Knights Inn, Florida City
   - AmeriSuites Hotel-Proposed, Fort Lauderdale
   - Bahia Mar Hotel, Fort Lauderdale
   - Comfort Suites, Fort Lauderdale
   - Compri Hotel-Proposed, Fort Lauderdale
   - Costa Del Sol, Fort Lauderdale
   - Crown Sterling Suites, Fort Lauderdale
   - Days Inn, Fort Lauderdale
   - Embassy Suites Hotel, Fort Lauderdale
   - Executive House, Fort Lauderdale
   - Hilton Hotel, Fort Lauderdale
   - Hilton Inverrary, Fort Lauderdale
   - Holiday Inn - Galleria, Fort Lauderdale
   - Holiday Inn - North Beach, Fort Lauderdale
   - Holiday Inn-Proposed, Fort Lauderdale
   - Marriott Harbor Beach Hotel, Fort Lauderdale
   - Marriott Hotel & Marina, Fort Lauderdale
   - Marriott Hotel-Cypress Road, Fort Lauderdale
   - Pier 66 Hotel and Marina, Fort Lauderdale
   - Port Everglades Hotel, Fort Lauderdale
   - Stouffer Hotel, Fort Lauderdale
   - Days Inn, Fort Meyers
   - Courtyard by Marriott, Fort Myers
   - Holiday Inn, Fort Myers
   - La Quinta Hotel, Fort Myers
   - Sheraton Harbor Place-Proposed, Fort Myers
   - Sheraton Motor Inn, Fort Myers
   - Proposed Hotel, Fort Myers Beach
   - American Way, Fort Pierce
   - Days Inn, Fort Walton Beach
   - Holiday Inn - Airport, Fort.Lauderdale
   - Days Inn-University Center, Gainesville
   - Fairfield Inn, Gainesville
   - Howard Johnson Lodge-I-75, Gainesville
   - La Quinta Hotel, Gainesville
   - University Centre Hotel, Gainesville
   - Holiday Inn, Hialeah
   - Motel, Hillsboro Beach
   - Days Inn, Hollywood
   - Diplomat Hotel, Hollywood
   - Holiday Inn, Hollywood
   - Quality Suites - Oceanside, Indiatlantic
   - Hilton Inn, Inverrary
   - Best Inn, Jacksonville
   - Bradbury Suites-Proposed, Jacksonville
   - Compri Hotel-Proposed, Jacksonville
   - Courtyard By Marriott, Jacksonville
   - Days Inn, Jacksonville
   - Doubletree Club Hotel, Jacksonville
   - Hampton Inn, Jacksonville
   - Hotel-Proposed, Jacksonville
   - Jacksonville Hotel, Jacksonville
   - Residence Inn, Jacksonville
   - Sheraton Hotel, Jacksonville
   - Wyndham Lakes Hotel, Jacksonville
   - Sheraton Beach Hotel, Jensen Beach
   - Howard Johnson, Juno Beach
   - Hilton Hotel, Jupiter
   - Key Biscayne, Key Biscayne
   - Howard Johnson Lodge, Key Largo
   - Casa Marina Marriott, Key West
   - Fairfield Inn, Key West
   - Hampton Inn-Roosevelt Rd., Key West
   - Holiday Inn, Key West
   - Hyatt Hotel, Key West
   - La Concha Holiday Inn, Key West
   - Pier House Inn and Beach Club, Key West
   - Reach Hotel, Key West
   - Santa Maria Hotel, Key West
   - Timeshare Resort, Key West
   - Best Western Vacation Lodge, Kissimmee
   - Days Inn, Kissimmee
   - Days Inn West, Kissimmee
   - Days Lodge, Kissimmee
   - Howard Johnson Plaza Hotel, Kissimmee
   - Howard Johnson's, Kissimmee
   - KOA Campground, Kissimmee
   - Old Town Retail Complex, Kissimmee
   - Quality Suites, Kissimmee
   - Quality Suites-Maingate, Kissimmee
   - Save Inn, Kissimmee
   - Sheraton Lakeside, Kissimmee
   - Suite Hotel-Proposed, Kissimmee
   - Wynfield Inn, Kissimmee
   - Days Inn, Lake Buena Vista
   - Embassy Suites-Proposed, Lake Buena Vista
   - Hilton Hotel-Disney World, Lake Buena Vista
   - Marriott Orlando World Center, Lake Buena Vista
   - Days Inn, Lake City
   - Flagship Inn, Lake County
   - Travelodge Motel, Lake County
   - Lake Park Inn, Lake Park
   - Holiday Inn, Lake Placid
   - Hampton Inn-Proposed, Lakeland
   - Hotel-Proposed, Lakeland
   - Howard Johnson, Lakeland
   - Resort Hotel-Proposed, Lakeland
   - Resort-Imperial Lake-Prpsd., Lakeland
   - Proposed Hotel, Lee County
   - Sonesta Sanibel Harbour, Lee County
   - Holiday Inn, Lido Beach
   - Holiday Inn, Longboat Kay
   - Holiday Inn - Madiera Beach, Madiera
   - Howard Johnson, Marathon
   - Radisson Suite Resort, Marco Island
   - Holiday Inn, Marianna
   - Oceanfront Hotel, Melbourne
   - Quality Suites, Melbourne
   - Bahia Mar Hotel & Yachting Club, Miami
   - Biscayne Bay Marriott, Miami
   - Courtyard by Marriott, Miami
   - Crown Sterling Suites, Miami
   - Doral Ocean Beach Resort, Miami
   - Fairfield Inn, Miami
   - Hilton Hotel-Proposed, Miami
   - Holiday Inn Civic Center, Miami
   - Holiday Inn-Airport (Le Juene Rd.), Miami
   - Holiday Inn-Calder, Miami
   - Howard Johnson Hotel-Broad Causeway, Miami
   - Howard Johnson Hotel-Port of Miami, Miami
   - Howard Johnson Lodge-Golden Glades, Miami
   - Howard Johnson Lodge-Int'l Airport, Miami
   - Hyatt Regency Hotel, Miami
   - Inter-Continental Hotel, Miami
   - Jockey Club, Miami
   - Marriott Hotel-Downtown, Miami
   - Miami Airport Ramada, Miami
   - Proposed AmeriSuites, Miami
   - Propsed Hampton Inn, Miami
   - Residence Inn-Proposed, Miami
   - Sheraton River House, Miami
   - Sofitel Miami, Miami
   - Alexander Hotel, Miami Beach
   - Art Deco Hotel, Miami Beach
   - Cresent Timeshare, Miami Beach
   - Delano Hotel, Miami Beach
   - Doral Beach Hotel, Miami Beach
   - Eden Roc Hotel, Miami Beach
   - Fontainebleu Hotel, Miami Beach
   - Holiday Inn, Miami Beach
   - Holiday Inn-Central, Miami Beach
   - Holiday Inn-North, Miami Beach
   - Holiday Inn-Oceanside, Miami Beach
   - Holiday Inn-South, Miami Beach
   - Hotel-Proposed, Miami Beach
   - Nautilus Club Hotel, Miami Beach
   - Palm Resort on the Ocean, Miami Beach
   - Pan American Radisson, Miami Beach
   - Proposed Hotel, Miami Beach
   - Shelborne Beach Hotel, Miami Beach
   - Sheraton Beach, Miami Beach
   - Solymar Hotel-Proposed, Miami Beach
   - Quality Inn, Naples
   - Quality Inn-Gulfcoast, Naples
   - Registry Hotel at Pelican Bay, Naples
   - Registry Resort-Proposed, Naples
   - Super 8 Motel-Proposed, Naples
   - World Tennis Resort, Naples
   - Hyatt Newporter Hotel, Newport Beach
   - Hilton Hotel, North Redington Beach
   - Masters Economy Inn, North Seffner
   - Amfac Hotel, Orlando
   - Army lodging-Proposed, Orlando
   - Comfort Suites Hotel, Orlando
   - Compri Hotel-Airport-Proposed, Orlando
   - Compri Hotel-Proposed, Orlando
   - Courtyard - Orlando Airport, Orlando
   - Days Inn, Orlando
   - Days Inn and Lodge-Florida Mall, Orlando
   - Days Inn Civic Center, Orlando
   - Days Inn East of Universal Studios, Orlando
   - Days Inn-E/O Magic Kingdom, Orlando
   - Days Inn-Proposed, Orlando
   - Days Inn-Sandlake Road, Orlando
   - Days Suites-E/O Magic Kingdom, Orlando
   - Dolphin Hotel-Proposed, Orlando
   - Dutch Inn, Orlando
   - Embassy Suites, Orlando
   - Fairfield Inn, Orlando
   - Fairfield Inn-Airport, Orlando
   - Grand Cypress Resort, Orlando
   - Hampton Inn - Proposed, Orlando
   - Heritage Inn, Orlando
   - Holiday Inn Central Park, Orlando
   - Holiday Inn Crowne Plaza, Orlando
   - Holiday Inn-Airport, Orlando
   - Holiday Inn-International Drive, Orlando
   - Holiday Inn-Lee Road, Orlando
   - Holiday Inn-Maingate West, Orlando
   - Holiday Inn-Orange Blossom Trail, Orlando
   - Howard Johnson - Walt Disney World, Orlando
   - Howard Johnson-Kirkman, Orlando
   - Howard Johnson-Lake Holden, Orlando
   - Howard Johnson-Maingate, Orlando
   - Hyatt Grand Cypress, Orlando
   - Hyatt Regency Grand Cypress, Orlando
   - Hyatt-W. Irlo Bronson Mem. Hwy., Orlando
   - International Inn, Orlando
   - Kon Tiki Village, Orlando
   - La Quinta Hotel-Airport, Orlando
   - La Quinta Inn, Orlando
   - Omni Orlando, Orlando
   - Orlando Airport Hotel-Proposed, Orlando
   - Orlando Hamiton, Orlando
   - Orlando Plaza Hotel, Orlando
   - Orlando Twin Towers Hotel, Orlando
   - Park Suite Hotel-Proposed, Orlando
   - Peabody Hotel, Orlando
   - Princess Hotel and Spa, Orlando
   - Proposed Wellesley Inn, Orlando
   - Quality Inn, Orlando
   - Radisson Hotel-Aquatic Center, Orlando
   - Regency Inn, Orlando
   - Residence Inn By Marriott, Orlando
   - Rodeway Inn, Orlando
   - Save Inn, Orlando
   - Sheraton Jetport Inn, Orlando
   - Sheraton Lakeside, Orlando
   - Sheraton Twin Towers, Orlando
   - Sonesta Village Resort, Orlando
   - Stouffer Orlando Resort, Orlando
   - Swan Hotel-Proposed, Orlando
   - Thriftway Motel, Orlando
   - Wynfield Inn, Orlando
   - American Way, Osceola
   - Sheraton Gateway Motel, Osceola
   - Brazilian Court Hotel, Palm Beach
   - Heart of Palm Beach Hotel, Palm Beach
   - Hilton Inn, Palm Beach
   - Palm Court, Palm Beach
   - Holiday Inn, Palm Beach Garden
   - Days Inn, Panama City
   - Marriott's Bay Point, Panama City
   - Super 8, Panama City
   - Days Inn, Pensacola
   - Hilton Hotel, Pensacola
   - La Quinta Hotel, Pensacola
   - Residence Inn, Pensacola
   - Super 8, Pensacola
   - Proposed Hampton Inn, Pensacola Beach
   - Comfort Inn, Perdido Key
   - La Quinta, Pinellas County
   - Courtyard by Marriott, Plantation
   - Holiday Inn Plantation, Plantation
   - Sheraton Suites, Plantation
   - Days Inn, Pompano Beach
   - Palm-Aire Spa Resort, Pompano Beach
   - Lodge & Bath Club, Ponte Verde
   - Howard Johnson, Punta Gorda
   - Days Inn, Riviera Beach
   - Safety Harbor Spa, Safety Harbor
   - Holiday Inn, Saint Augustine
   - Howard Johnson, Saint Augustine
   - Courtyard by Marriott, Saint Petersburg
   - Don Ceahsar Beach Resort, Saint Petersburg
   - Hilton Hotel, Saint Petersburg
   - Howard Johnson, Saint Petersburg
   - Ramada Inn, Saint Petersburg
   - Residence Inn, Saint Petersburg
   - Saint Petersburg Motel, Saint Petersburg
   - Sheraton Hotel and Marina, Saint Petersburg
   - Vinoy Park Hotel, Saint Petersburg
   - Countryside Inn, Sanford
   - Days Inn, Sanford
   - Holiday Inn, Sanford
   - Azure Tides Resort-Proposed, Sarasota
   - Days Inn, Sarasota
   - Holiday Inn-Lido Beach, Sarasota
   - Proposed Hotel, Sarasota
   - Holiday Inn, Sebring
   - Embassy Suites, Singer Island
   - Hilton, Singer Island
   - Econo Lodge, Starke
   - Radisson Pan American Hotel, Sunny Isles
   - Best Inn, Tallahassee
   - Courtyard by Marriott, Tallahassee
   - Days Inn-Tallahassee, Tallahassee
   - American Way, Tampa
   - Courtyard by Marriott, Tampa
   - Days Inn, Tampa
   - Embassy Suites-Airport, Tampa
   - Hampton Inn-Airport, Tampa
   - Hilton-Airport, Tampa
   - Holiday Inn, Tampa
   - Holiday Inn Sahal Park, Tampa
   - Holiday Inn-Airport, Tampa
   - Manger Motor Inn, Tampa
   - Marriott Hotel, Tampa
   - Omni Tampa Hotel at Westshore, Tampa
   - Ramada Inn, Tampa
   - Rodeway Inn, Tampa
   - Saddlebrook Resort, Tampa
   - Sheraton Grand West, Tampa
   - Master Economy Inn, Tampa-East(Selfner)
   - Master Economy Inn, Tampa-North(Zephyrhills)
   - Days Inn, Vero Beach
   - Holiday Inn-Countryside, Vero Beach
   - Holiday Inn-Oceanside, Vero Beach
   - Saddlebrook Resort, Wesley Chapel
   - Courtyard by Marriott, West Melbourne
   - Airport Centre, West Palm Beach
   - Courtyard by Marriott, West Palm Beach
   - Days Inn, West Palm Beach
   - Field Palm Hotel, West Palm Beach
   - Hilton-Airport, West Palm Beach
   - Howard Johnson Lodge, West Palm Beach
   - Hyatt Hotel of the Palm Beaches, West Palm Beach
   - Royce Hotel, West Palm Beach
   - Masters Economy Inn, Zephyrhills

  Georgia
   - Atlanta Radisson Hotel, Atlanta
   - Atlanta Terrace Motel, Atlanta
   - Comfort Inn, Atlanta
   - Compri Hotel, Atlanta
   - Courtyard By Marriott-Airport North, Atlanta
   - Courtyard by Marriott-Airport South, Atlanta
   - Courtyard by Marriott-Cumberland, Atlanta
   - Courtyard by Marriott-Executive Pk., Atlanta
   - Courtyard by Marriott-Gwinnett, Atlanta
   - Courtyard by Marriott-Jimmy Carter, Atlanta
   - Courtyard by Marriott-PeachtrDunwdy, Atlanta
   - Courtyard by Marriott-Perimeter, Atlanta
   - Courtyard by Marriott-Rosewell, Atlanta
   - Courtyard by Marriott-Windy Hill, Atlanta
   - Cresthil Inn-Proposed, Atlanta
   - Days Inn, Atlanta
   - Days Inn - Northlake, Atlanta
   - Doubletree Hotel, Atlanta
   - Embassy Suites-Atlanta Perimeter, Atlanta
   - Embassy Suites-Buckhead, Atlanta
   - Embassy Suites-Galleria, Atlanta
   - F.W.W. Hotel, Atlanta
   - Fairfield Inn-Airport, Atlanta
   - Fairfield Inn-Gwinnett, Atlanta
   - Fairfield Inn-North Lake, Atlanta
   - Fairfield Inn-Northwest, Atlanta
   - Fairfield Inn-Peachtree, Atlanta
   - Fairfield Inn-South Lake, Atlanta
   - Hampton Inn-Airport, Atlanta
   - Hilton Inn, Atlanta
   - Holiday Inn Crowne Plaza, Atlanta
   - Holiday Inn-I-20 East, Atlanta
   - Holiday Inn-I-85 Monroe Drive, Atlanta
   - Holiday Inn-Perimeter Dunwooody, Atlanta
   - Hotel-Downtown-Proposed, Atlanta
   - Hotel-Proposed, Atlanta
   - Howard Johnson Hotel-Hartsfield, Atlanta
   - Howard Johnson-Airport, Atlanta
   - Howard Johnson-Northeast, Atlanta
   - Howard Johnson-Northwest, Atlanta
   - Howard Johnson-South, Atlanta
   - Hyatt Atlanta-Airport, Atlanta
   - La Quinta - Stone Mountain, Atlanta
   - La Quinta Hotel, Atlanta
   - La Quinta Hotel-West, Atlanta
   - Marriott Atlanta Airport, Atlanta
   - Marriott Hotel, Atlanta
   - Marriott Hotel-Downtown, Atlanta
   - Marriott Marquis, Atlanta
   - Marriott Suites Hotel-Proposed, Atlanta
   - Marriott-Perimeter, Atlanta
   - Master Economy Inn, Atlanta
   - Motel 6, Atlanta
   - Neighborhood Inn, Atlanta
   - Omni International Hotel, Atlanta
   - Perimeter North Inn, Atlanta
   - Proposed AmeriSuites, Atlanta
   - Quality Inn-Central, Atlanta
   - Radisson Inn, Atlanta
   - Ramada Inn-Perimeter, Atlanta
   - Residence Inn by Marriott-Dunwoody, Atlanta
   - Residence Inn-Airport, Atlanta
   - Residence Inn-Buckhead, Atlanta
   - Residence Inn-Northwest, Atlanta
   - Sheraton Century Center, Atlanta
   - Sheraton-Airport, Atlanta
   - Sporting Club at the Concourse, Atlanta
   - Stouffer Hotel-Proposed, Atlanta
   - Swissotel, Atlanta
   - Terrace Motel, Atlanta
   - Waverly Hotel, Atlanta
   - Westin Lenox Hotel, Atlanta
   - Westin Peachtree Plaza, Atlanta
   - Wyndham Garden Hotel, Atlanta
   - Hyatt Hotel, Atlanta Airport
   - Hampton Inn, Atlanta-Buckhead
   - Courtyard by Marriott, Augusta
   - Landmark Hotel, Augusta
   - Masters Economy Inn - Gordon Hwy., Augusta
   - Masters Economy Inn - Warner Robins, Augusta
   - Masters Economy Inn - Washington Rd, Augusta
   - Holiday Inn, Brunswick
   - Super 8, Brunswick
   - Days Inn, Calhoun
   - Super 8, Cartersville
   - Days Inn, Chamblee
   - Comfort Inn-Proposed, College Park
   - Holiday Inn Crowne Plaza, College Park
   - Courtyard by Marriott, Columbus
   - La Quinta Inn, Columbus
   - Super 8, Columbus
   - Best Inn, Dalton
   - Days Inn, Dalton
   - Holiday Inn-Proposed, Decatur
   - Sheraton Hotel, Decatur
   - Best Western-Perimeter-North, Doraville
   - Days Inn - Gwinnett, Duluth
   - Howard Johnson, Forsyth
   - Holiday Inn-Proposed, Gwinnett County
   - Holiday Inn, Jekyll Island
   - Jekyll Island Inn-Proposed, Jekyll Island
   - Hilton Hotel, Macon
   - Master Economy Inn, Macon
   - Best Inn, Marietta
   - Courtyard by Marriott-Delk Road, Marietta
   - Lafayette Hotel, Marietta
   - Hampton Inn, Marrietta (Atlanta)
   - Master Economy Inn, McDonough
   - Courtyard by Marriott-Perimeter, Norcross
   - Motel 6, Norcross
   - Hilton Hotel, Peachtree Corners
   - Super 8, Rome
   - Best Western, Savannah
   - Courtyard by Marriott, Savannah
   - Days Inn, Savannah
   - Days Inn-Bay Street, Savannah
   - Days Inn-Mall Blvd., Savannah
   - Fairfield Inn, Savannah
   - Hotel-Proposed, Savannah
   - Mulberry Inn, Savannah
   - Radisson Hotel-Proposed, Savannah
   - Royal Savannah, Savannah
   - Sheraton Savannah Resort & C.C., Savannah
   - Town and Country Motel, Savannah
   - Days Inn, Savannah Beach
   - Howard Johnson, Smyrna
   - Master Economy Inn, Tilton
   - Courtyard by Marriott-Northlake, Tucker
   - Master Economy Inn, Warner Robins
   - Super 8, Warner Robins

  Hawaii
   - Hyatt Regency Waikoloa, Hawaii
   - Mauna Kea Hotel, Hawaii
   - Kahala Hilton, Honolulu
   - Plaza Hotel, Honolulu
   - Waikiki Beachcomber, Honolulu
   - Waikiki Hobron, Honolulu
   - Coco Palms Resort, Kauai
   - Kauai Surf Hotel, Kauai
   - Westin Kauai-Kauai Lagoons Resort, Kauai
   - Westin Kauai-Proposed, Kauai
   - Kona Village, Kona
   - Royal Sea Cliff Resort, Kona
   - Westin Kauai at Kauai Lagoon, Lihue
   - Hyatt Regency, Maui
   - Marriott Resort, Maui
   - Maui Lu Hotel, Maui
   - Maui Surf Hotel, Maui
   - Westin Maui, Maui
   - Hawaiian Regent Hotel-Waikiki Beach, Oahu
   - Hotel-Proposed-Schofield Barracks, Oahu
   - Hyatt Regency Waikiki, Oahu
   - Kiahuna Plantation, Poipu Beach, Kauai
   - Transient Lodging Facilities, Schofield Barracks
   - Hilton Hawaiian Village, Waikiki
   - Grand Hyatt Wailea, Wailea

  Idaho
   - Compri Hotel, Boise
   - Holiday Inn, Boise
   - Holiday Inn-Airport, Boise
   - Red Lion Inn, Boise
   - Super 8, Boise
   - Motel 6, Coeur d'Alene
   - Super 8, Coeur d'Alene
   - Proposed Motel, Coure d'Alene
   - Super 8, Lewiston
   - Cotton Tree Inn, Pocatello
   - Super 8, Sand Point
   - Busterback Ranch, Sawtooth Valley

  Illinois
   - Arlington Park Hilton, Arlington Heights
   - Church Creek, Arlington Heights
   - Courtyard by Marriott, Arlington Heights
   - La Quinta Hotel, Arlington Heights
   - Hampton Inn-Proposed, Bedford Park
   - Best Inn, Bloomington
   - Fairfield Inn-Normal, Bloomington
   - Holiday Inn, Bloomington
   - Indian Lakes Resort, Bloomington
   - Ramada Inn, Bloomington
   - Super 8, Bloomington
   - Cresthil-Proposed, Buffalo Grove
   - Holiday Inn, Champaign
   - La Quinta Inn, Champaign
   - Radisson Suites - Champaign, Champaign
   - Suite Hotel-Proposed, Champaign
   - Super 8, Champaign
   - Ambassador West Hotel, Chicago
   - Americana Congress, Chicago
   - Conrad Hilton Hotel, Chicago
   - Courtyard by Marriott-Glenview, Chicago
   - Courtyard by Marriott-Highland, Chicago
   - Courtyard by Marriott-Lincoln, Chicago
   - Courtyard by Marriott-O'Hare, Chicago
   - Courtyard by Marriott-Waukegan, Chicago
   - Courtyard by Marriott-Woodale, Chicago
   - Days Inn, Chicago
   - Executive House, Chicago
   - Fairfield Inn-Lansing, Chicago
   - Fairfield Inn-Willowbrook, Chicago
   - Fairmont Hotel, Chicago
   - Guest Quarters Hotel, Chicago
   - Hilton and Towers, Chicago
   - Hilton-O'Hare, Chicago
   - Holiday Inn-Merchandise Mart, Chicago
   - Howard Johnson-O'Hare Int'l Airport, Chicago
   - Hyatt Regency, Chicago
   - Hyatt Suites Hotel, Chicago
   - Inter-Continental Hotel-Proposed, Chicago
   - La Quinta Inn - Hoffman Est., Chicago
   - Le Meridien, Chicago
   - Lenox House, Chicago
   - Lincoln Hotel, Chicago
   - Mark Twain Hotel, Chicago
   - Marriott-O'Hare, Chicago
   - Mayfair Regent, Chicago
   - McClurg Holiday Inn, Chicago
   - McCormick Inn Hotel, Chicago
   - Morton Hotel, Chicago
   - Omni Ambassador East, Chicago
   - Omni Morton Hotel, Chicago
   - Palmer House Hotel, Chicago
   - Ramada Inn - Lakeshore, Chicago
   - Ramada O'Hare, Chicago
   - Residence Inn-Deerfield, Chicago
   - Residence Inn-Lombard, Chicago
   - Sheraton Hotel-Downtown, Chicago
   - Sheraton Hotel-Proposed, Chicago
   - Sheraton O'Hare, Chicago
   - Sheraton Plaza Hotel, Chicago
   - Summerfield Suites Hotel, Chicago
   - Swissotel, Chicago
   - Tremont Hotel, Chicago
   - Westin Hotel, Chicago
   - Whitehall Hotel, Chicago
   - Hilton Hotel, Collinsville
   - Holiday Inn, Collinsville
   - Super 8, Columbus
   - Super 8, Crystal Lake
   - Super 8, Decatur
   - Courtyard by Marriott, Deerfield
   - Embassy Suites, Deerfield
   - Marriott Suites Hotel, Deerfield
   - Holiday Inn-Chicago, Des Plaines
   - Hotel-Proposed, Des Plaines
   - Compri Hotel-Proposed, Downers Grove
   - Radisson Suite Hotel, Downers Grove
   - Best Inn, Effingham
   - Ramada Inn, Elgin
   - Hampton Inn, Elk Grove Village
   - Marriott Suites, Elk Grove Village
   - Holiday Inn, Elmhurst
   - Orrington Hotel, Evanston
   - Drury Inn, Fairview Heights
   - Conference Center & Resort-Proposed, Fox Lake
   - Holiday Inn, Freeport
   - Hotel-Proposed, Gurnee
   - La Quinta Hotel, Hoffman Estates
   - Carson Inn, Itasca
   - Hamilton Wyndham, Itasca
   - Nordic Hills, Itasca
   - Holiday Inn, Joliet
   - Proposed Harrah's Riverboat, Joliet
   - Days Inn, Kankakee
   - Holiday Inn, LaSalle
   - Marriott Hotel, Lincolnshire
   - Hilton Inn, Lisle
   - Holiday Inn Crowne Plaza, Lisle
   - Embassy Suites, Lombard
   - Holiday Inn, Macomb
   - Best Inn, Marion
   - Best Inn, Mount Vernon
   - Holiday Inn, Mount Vernon
   - Ramada Inn, Mount Vernon
   - Courtyard by Marriott, Naperville
   - Ramada Inn, Naperville
   - Sheraton Naperville, Naperville
   - O'Hareport Hotel, Northlake
   - Courtyard by Marriott, Oakbrook Terrace
   - Super 8, Okawville
   - Fairfield Inn, Peoria
   - Days Inn, Peru
   - Super 8, Peru
   - Courtyard by Marriott, Rockford
   - Fairfield Inn, Rockford
   - Hampton Inn, Rockford
   - Embassy Suites, Rosemont
   - Quality Inn/Clarion, Rosemont
   - Sheraton Int'l At O'Hare, Rosemont
   - Holiday Inn, Salem
   - Compri Hotel, Schaumburg
   - Embassy Suites, Schaumburg
   - Marriott Schaumburg, Schaumburg
   - Holiday Inn, South Beloit
   - Ramada Renaissance Hotel, Springfield
   - Sheraton Inn, Springfield
   - Super 8-East, Springfield
   - Super 8-South, Springfield
   - Jumer's Castle, Urbana
   - Best Inn, Waukegan
   - Super 8, Waukegan

  Indiana
   - Clarion Fourwinds Inn, Bloomington
   - Holiday Inn, Bloomington
   - Inn at the Four Winds, Bloomington
   - Ramada Inn, Bloomington
   - Harbor Point Resort, Brookville Lake
   - Super 8, Columbus
   - Best Inn, Fort Wayne
   - Hilton, Fort Wayne
   - Downtown Hotel, Gary
   - Sheraton, Gary
   - Holiday Inn, Goshen
   - Howard Johnson, Hammond
   - Quality Inn, Hammond
   - Courtyard by Marriott-Airport, Indianapolis
   - Courtyard by Marriott-Carmel, Indianapolis
   - Courtyard by Marriott-Castleton, Indianapolis
   - Embassy Suites-Claypool Center, Indianapolis
   - Fairfield Inn-Castleton, Indianapolis
   - Fairfield Inn-College Park, Indianapolis
   - Hampton Inn-Proposed, Indianapolis
   - Hilton Hotel-Airport, Indianapolis
   - Hilton Inn-Downtown, Indianapolis
   - Holiday Inn-South, Indianapolis
   - Holiday Inn-Southeast, Indianapolis
   - Knights Inn, Indianapolis
   - Midway Motor Lodge, Indianapolis
   - Mohawk Inn, Indianapolis
   - Motel 6, Indianapolis
   - Proposed Fairfield Inn, Indianapolis
   - Proposed Residence Inn, Indianapolis
   - Radisson, Indianapolis
   - Ramada-Airport, Indianapolis
   - Wyndham Garden Hotel, Indianapolis
   - La Quinta Inn, Indianapolis Airport
   - Hilton Inn, Jeffersonville
   - Holiday Inn, La Porte
   - Days Inn, Lafayette
   - Holiday Inn, Lafayette
   - Cotton Mill Inn-Proposed, Madison
   - Hampton Inn, Merrillville
   - Holiday Inn Express, Merrillville
   - La Quinta Inn, Merrillville
   - Hotel Roberts, Muncie
   - Radisson Hotel, Muncie
   - Brown County Inn, Nashville
   - Holiday Inn, Portage
   - Knights Inn, Richmond
   - Holiday Inn, South Bend
   - Howard Johnson, South Bend
   - Signature Inn, Terre Haute
   - Super 8, Terre Haute
   - Courtyard Conversion, Valparaiso
   - Holiday Inn, Vincennes

  Iowa
   - Holiday Inn-Gateway Center, Ames
   - Holiday Inn, Cedar Falls
   - Collins Plaza, Cedar Rapids
   - Holiday Inn, Cedar Rapids
   - Roosevelt Hotel, Cedar Rapids
   - Super 8, Davenport
   - Courtyard by Marriott, Des Moines
   - Fairfield Inn, Des Moines
   - Holiday Inn, Des Moines
   - Holiday Inn - West, Des Moines
   - Holiday Inn-Downtown, Des Moines
   - Holiday Inn-North, Des Moines
   - Ramada Inn, Des Moines
   - Super 8-North, Des Moines
   - Super 8-West, Des Moines
   - Holiday Inn, Iowa City

  Kansas
   - Embassy Suites, Kansas City
   - Fairfield Inn-Overland Park, Kansas City
   - Holiday Inn-Mission Overland Park, Kansas City
   - Fairfield Inn, Kansas City West
   - Holiday Inn, Lawrence
   - University Inn, Lawrence
   - Holiday Inn, Manhattan
   - Courtyard by  Marriott, Overland Park
   - Hampton Inn-Proposed, Overland Park
   - Marriott Hotel, Overland Park
   - Park Inn International, Topeka
   - Super 8, Topeka
   - Canterbury Inn, Wichita
   - Former Sheraton Hotel, Wichita
   - Hilton-East, Wichita
   - Marriott Hotel, Wichita
   - Comfort Inn, Winfield

  Kentucky
   - Conference Center-Proposed, Boone County
   - Howard Johnson, Bowling Green
   - Brown County Inn, Brown County
   - Holiday Inn, Corbin
   - Hotel-Proposed, Covington
   - Thomas More Centre, Crestville Hill
   - Comfort Inn, Elizabethtown
   - Signature Inn, Elkhart
   - Holiday Inn, Florence
   - Signature Inn, Florence
   - Drawbridge Inn, Fort Mitchell
   - Days Inn, Georgetown
   - Days Inn, Henderson
   - Holiday Inn, Henderson
   - Bluegrass Motor Inn, Lexington
   - Courtyard by Marriott, Lexington
   - Holiday Inn, Lexington
   - Holiday Inn-East, Lexington
   - Holiday Inn-North, Lexington
   - Hyatt Hotel, Lexington
   - Knights Inn, Lexington
   - Super 8-Proposed, London
   - Brown Hotel, Louisville
   - Courtyard by Marriott-East, Louisville
   - Holiday Inn, Louisville
   - Holiday Inn South, Louisville
   - Holiday Inn-Central, Louisville
   - Holiday Inn-Northeast, Louisville
   - Ramada Inn, Louisville
   - Ramada Inn-East, Louisville
   - Signature Inn, Louisville
   - Days Inn, Madisonville
   - Executive Inn, Owensboro
   - Super 8-Proposed, Radcliff
   - Holiday Inn, Richmond

  Louisiana
   - Howard Johnson, Alexandria
   - Capital House, Baton Rouge
   - Convention Center Hotel-Proposed, Baton Rouge
   - Courtyard by Marriott, Baton Rouge
   - Crown Sterling Suites, Baton Rouge
   - Embassy Suites, Baton Rouge
   - Hilton Hotel, Baton Rouge
   - Holiday Inn-East, Baton Rouge
   - Holiday Inn-South, Baton Rouge
   - Holiday Inn-West, Baton Rouge
   - La Quinta Inn, Baton Rouge
   - Prince Murat Hotel, Baton Rouge
   - Proposed Homewood Suites, Baton Rouge
   - Quality Inn, Bossier City
   - Ramada Inn, Hammond
   - Ramada Inn, Houma
   - Holiday Inn - New Orleans, Kenner
   - Sheraton, Kenner
   - Hilton Hotel, Lafayette
   - La Quinta Hotel, Lafayette
   - Gateway Hotel, Metairie
   - Howard Johnson-Airport, Metairie
   - Canal Street Hotels L.P., New Orleans
   - Clarion Hotel, New Orleans
   - Days Inn, New Orleans
   - Fairmont Roosevelt Hotel, New Orleans
   - Hampton Inn-Proposed, New Orleans
   - Holiday Inn Crowne Plaza, New Orleans
   - Hostellerie de la Poste, New Orleans
   - Hotel Meridien, New Orleans
   - Hyatt Regency, New Orleans
   - Iberville Hotel, New Orleans
   - Inter-Continental Hotel, New Orleans
   - La Quinta Inn, New Orleans
   - Landmark Bourbon, New Orleans
   - Le Meridien New Orleans, New Orleans
   - Maison Dupuy, New Orleans
   - Marriott Hotel, New Orleans
   - Omni Royal Orleans, New Orleans
   - Ramada Inn, New Orleans
   - Saint Louis Hotel, New Orleans
   - St. Ann/Marie Antoinette, New Orleans
   - Warwick, New Orleans
   - Westin Hotel, New Orleans
   - Residence Inn, Shreveport
   - Super 8, Shreveport

  Maine
   - Hilton Inn, Bangor
   - Ramada Inn, Bangor
   - Residence Inn by Marriott-Proposed, Bangor
   - Inn By The Sea, Cape Elizabeth
   - Hotel-Proposed, Orchard Beach
   - Hotel-Proposed, Portland
   - Portland Regency, Portland
   - Ramada Inn, Portland
   - Sheraton Tara Portland, Portland
   - Susse Chalet, Portland
   - Susse Chalet, Portland (In-town)
   - Keddy's Motor Inn of Maine, Presque Isle
   - Hampton Inn, South Portland
   - Sheraton Inn, South Portland

  Maryland
   - Budget Hotel-Proposed, Aberdeen
   - Chesapeake House, Aberdeen
   - Holiday Inn, Aberdeen
   - Motel-Proposed, Aberdeen
   - Annapolis Hotel, Annapolis
   - Courtyard by Marriott-Riva Road, Annapolis
   - Governor Calvert House, Annapolis
   - Historic Inns of Annapolis, Annapolis
   - Hotel-Proposed, Annapolis
   - Howard Johnson, Annapolis
   - Marriott Hotel, Annapolis
   - Maryland Inn, Annapolis
   - Quality Royale Hotel, Annapolis
   - Ramada Hotel, Annapolis
   - Robert Johnson House, Annapolis
   - Brookshire Hotel, Baltimore
   - Courtyard by Marriott-BWI Airport, Baltimore
   - Days Inn, Baltimore
   - Harbor Court Hotel, Baltimore
   - Harrison's at Pier 5, Baltimore
   - Hilton Hotel, Baltimore
   - Holiday Inn-Belmont Blvd., Baltimore
   - Holiday Inn-Cromwell Bridge, Baltimore
   - Holiday Inn-Glen Burnie, Baltimore
   - Holiday Inn-Inner Harbor, Baltimore
   - Holiday Inn-Int'l Airport, Baltimore
   - Holiday Inn-Moravia Road, Baltimore
   - Holiday Inn-Pikesville, Baltimore
   - Holiday Inn-South Glen Burnie, Baltimore
   - Hotel-Proposed, Baltimore
   - Howard Johnson-Proposed, Baltimore
   - Johns Hopkins Hotel-Proposed, Baltimore
   - Lord Baltimore Hotel, Baltimore
   - Omni International Hotel, Baltimore
   - Ramada Inn-I-695 West, Baltimore
   - Susse Chalet, Baltimore
   - Susse Chalet Inn-BWI Airport, Baltimore
   - Susse Chalet Inn-Golden Ring, Baltimore
   - Bethesda Metro Center, Bethesda
   - Guest Quarters, Bethesda
   - Hyatt Regency Hotel, Bethesda
   - Linden Hill Hotel, Bethesda
   - Omni Linden Hotel, Bethesda
   - Residence Inn, Bethesda
   - Bethseda Metro Center, Bethseda
   - Guest Quarters, Bethseda
   - Residence Inn - Proposed, Bethseda
   - Comfort Suites-Proposed, Bowie
   - Days Inn, Capital Heights
   - Residence Inn, Cockneysville
   - Abbey, College Park
   - Best Western Maryland, College Park
   - Holiday Inn, College Park
   - Sheraton Inn, Dorsey
   - Days Inn, Easton
   - Mariner Inn, Easton
   - Holiday Inn, Frederick
   - Compri Hotel, Gaithersburg
   - Marriott Hotel, Gaithersburg
   - Century XXI Resort, Germantown
   - Comfort Inn, Germantown
   - Hampton Inn, Glen Burnie
   - Residence Inn-Proposed, Greenbelt
   - Courtyard by Marriott, Hunt Valley
   - Hunt Valley Embassy Suites, Hunt Valley
   - Hunt Valley Marriott, Hunt Valley
   - Susse Chalet Inn, Jessup
   - Courtyard by Marriott, Landover
   - Quality Inn-Proposed, Landover
   - Days Inn, Lanham
   - Best Western Maryland, Laurel
   - Days Inn, Laurel
   - Holiday Inn, Laurel
   - Susse Chalet, Linthicum
   - Howard Johnson Plaza Hotel, New Carrollton
   - Carousel Hotel, Ocean City
   - Days Inn, Ocean City
   - Susse Chalet, Oxon Hill
   - Hotel-Proposed, Prince Georges County
   - Budget Hotel-Proposed, Rockville
   - Comfort Inn, Rockville
   - Courtyard by Marriott, Rockville
   - Days Inn-Congressional Park, Rockville
   - Holiday Inn Crowne Plaza, Rockville
   - Quality Inn-Proposed, Rockville
   - Ramada Inn, Rockville
   - Salisbury Hotel, Salisbury
   - Sheraton Hotel, Salisbury
   - Courtyard by Marriott, Silver Spring
   - Quality Inn-Proposed, Silver Spring
   - Comfort Inn-Proposed, Solomons Island
   - Holiday Inn, Towson
   - Quality Inn-Proposed, Westminster

  Massachusetts
   - Susse Chalet, Amsbury
   - Courtyard by Marriott, Andover
   - Marriott Hotel, Andover
   - Stouffer Bedford Glen Hotel, Bedford
   - Anthony's Pier Four, Boston
   - Battery Wharf Hotel-Proposed, Boston
   - Boston Harbor Hotel, Boston
   - Boston World Trade Center, Boston
   - Bostonian Hotel, Boston
   - Colonnade Hotel, Boston
   - Commonwealth Center Hotel, Boston
   - Compri Hotel-Proposed, Boston
   - Copley Plaza Hotel, Boston
   - Courtyard by Marriott-Foxborough, Boston
   - Econo Lodge-Proposed, Boston
   - Harborside Conf. Center-Proposed, Boston
   - Hilton-Back Bay, Boston
   - Hilton-Logan, Boston
   - Holiday Inn-Government Center, Boston
   - Hotel - Proposed, Boston
   - Hyatt Fan Pier-Proposed, Boston
   - Hyatt Harborside-Proposed, Boston
   - Lafayette Hotel, Boston
   - Lenox Hotel, Boston
   - Marriott Copley Place, Boston
   - Meridien Hotel, Boston
   - Omni Parker House, Boston
   - Residence Inn, Boston
   - Ritz-Carlton, Boston
   - Statler Hilton Hotel, Boston
   - Tremont House Hotel, Boston
   - World Trade Center Hotel - Proposed, Boston
   - Marriott Hotel, Boston/Newton
   - Sheraton Tara Hotel, Braintree
   - Ocean Edge Inn & Conference Center, Brewster
   - Holiday Inn, Brookline
   - Days Inn, Burlington
   - Charles Hotel, Cambridge
   - Hyatt Hotel, Cambridge
   - Royal Sonesta Hotel, Cambridge
   - The Charles Hotel, Cambridge
   - Chatham Bars Inn, Chatham
   - Chelmsford Radisson Hotel, Chelmsford
   - Best Western Motor Lodge, Chicopee
   - Cummington Farm Resort-Proposed, Cummington
   - Appleton Inn, Danvers
   - Howard Johnson Hotel, Danvers
   - Radisson Ferncroft Hotel, Danvers
   - Residence Inn - Proposed, Danvers
   - Dedham Comfort Inn, Dedham
   - Holiday Inn, Dedham
   - Wequassett Inn, East Harwich
   - Harbor View Hotel, Edgartown
   - Kelley House, Edgartown
   - Airport Inn, Fall River
   - Sea Crest Hotel, Falmouth
   - Sheraton Inn, Falmouth
   - Radisson Hotel, Ferncroft
   - Sheraton Tara Hotel, Framingham
   - Hotel-Proposed, Franklin
   - Hotel-Proposed, Haverhill
   - Susse Chalet, Holyoke
   - Dunfey Hyannis Hotel, Hyannis
   - Heritage House Hotel, Hyannis
   - Holiday Inn, Hyannis
   - Sheraton Regal Inn, Hyannis
   - Tara Hyannis, Hyannis
   - Canyon Ranch-Berkshires, Lenox
   - Cranwell Hotel and Conference Ctr., Lenox
   - Spa/Resort-Proposed, Lenox
   - Holiday Inn, Leominster
   - Lexington Sheraton, Lexington
   - Residence Inn-Proposed, Littleton
   - Appleton Inn, Lowell
   - Hilton Hotel, Lowell
   - Town House Motor Inn, Lowell
   - Holiday Inn, Marlboro
   - Susse Chalet, Middleboro
   - Sheraton Milford Hotel, Milford
   - Holiday Inn, Natick
   - Skipper's Inn, New Bedford
   - Days Inn, Newton
   - Howard Johnson, Newton
   - Marriott Hotel, Newton
   - Sheraton - Wayfarer, Newton
   - Sheraton Tara, Newton
   - Susse Chalet, Newton
   - North Adams Inn, North Adams
   - Hilton Inn, Northampton
   - Hotel Northampton, Northampton
   - Factory Mutual Hotel, Norwood
   - University Inn, Oxford
   - Holiday Inn, Peabody
   - Berkshire Commons Hotel, Pittsfield
   - Hotel-Proposed, Plymouth
   - Hawthorne Hotel, Salem
   - Days Inn, Saugus
   - Susse Chalet, Seekonk
   - Howard Johnson, Somerset
   - Somerset Omni, Somerset
   - Federal House Inn, South Lee
   - Holiday Inn, Springfield
   - Howard Johnson, Springfield
   - Monarch Place, Springfield
   - Treadway Inn, Springfield
   - Publick House, Sturbridge
   - Sheraton, Sturbridge
   - Regency Inn of Taunton, Taunton
   - Holiday Inn, Tewksbury
   - Susse Chalet, Tewksbury
   - Susse Chalet, Waltham
   - Vista Waltham House, Waltham
   - Hampton Inn, West Springfield
   - Westford Regency Hotel, Westford
   - The Westminster Village Inn, Westminster
   - The Orchards, Williamstown
   - Treadway Inn, Williamstown
   - Days Inn, Woburn
   - Howard Johnson, Woburn
   - Radisson Hotel, Woburn
   - Ramada Inn, Woburn
   - Susse Chalet, Woburn
   - Marriott Hotel, Worcester
   - Alladin Motor Inn, Yarmouth
   - Flagship Motor Inn, Yarmouth
   - Gull Wing Suites Hotel, Yarmouth

  Michigan
   - Motel-Proposed, Adrian
   - Ramada Inn, Allen Park
   - Holiday Inn-Alpena, Alpena
   - Compri Hotel-Proposed, Ann Arbor
   - Hampton Inn-North, Ann Arbor
   - Hampton Inn-South, Ann Arbor
   - Hilton Hotel, Ann Arbor
   - Holiday Inn-East, Ann Arbor
   - Holiday Inn-West, Ann Arbor
   - Residence Inn, Ann Arbor
   - Sheraton Hotel, Ann Arbor
   - AmeriSuites Hotel-Proposed, Auburn Hills
   - Holiday Inn, Auburn Hills
   - Knights Inn, Battle Creek
   - Super 8, Battle Creek
   - Bay Valley Inn, Bay City
   - Howard Johnson, Belleville
   - Fairfield Inn-Airport, Charlotte
   - Courtyard by Marriott, Dearborn
   - Courtyard by Marriott-Airport, Detroit
   - Courtyard by Marriott-Auburn Hills, Detroit
   - Courtyard by Marriott-Livonia, Detroit
   - Days Inn, Detroit
   - Downtown Hotel-Proposed, Detroit
   - Fairfield Inn-Airport, Detroit
   - Fairfield Inn-Auburn Hills, Detroit
   - Fairfield Inn-Warren, Detroit
   - Fairfield Inn-West, Detroit
   - Golden Harp, Detroit
   - Hampton Inn, Detroit
   - Hilton-Airport, Detroit
   - Hilton-North Field, Detroit
   - Holiday Inn, Detroit
   - Holiday Inn-Metro Airport, Detroit
   - Hotel Pontchartrain, Detroit
   - Omni Detroit, Detroit
   - Westin Hotel Renaissance Center, Detroit
   - Holiday Inn, East Lansing
   - Holiday Inn-Proposed, East Lansing
   - Knights Inn, Flint
   - Amway Hotel, Grand Rapids
   - Holiday Inn, Grand Rapids
   - Grand Traverse Resort, Grand Traverse Village
   - Holiday Inn, Howell
   - Jackson Hotel, Jackson
   - Fairfield Inn, Kalamazoo
   - Hilton-Kalamazoo Center, Kalamazoo
   - Holiday Inn, Kalamazoo
   - Radison Plaza Hotel, Kalamazoo
   - Residence Inn, Kalamazoo
   - Super 8, Kalamazoo
   - Embassy Suites-Proposed, Lansing
   - Holiday Inn, Lansing
   - Motel 6, Lansing
   - Quality Suites Hotel, Lansing
   - Compri Hotel-Proposed, Livonia
   - Embassy Suites, Livonia
   - Embassy Suites-Proposed, Livonia
   - Holiday Inn, Livonia
   - Marriott Hotel, Livonia
   - Fairfield Inn, Madison Heights
   - Residence Inn, Madison Heights
   - Holiday Inn, Marquette
   - Knights Inn, Monroe
   - Comfort Inn-Proposed, Mount Clemens
   - Holiday Inn, Muskegan
   - Super 8, Muskegon
   - Hilton Hotel, Novi
   - Holiday Inn-Petoskey, Petoskey
   - Mayflower Hotel, Plymouth
   - Inn at the Bridge, Port Huron
   - Radisson Hotel, Romulus
   - Holiday Inn-East, Saginaw
   - Super 8, Saginaw
   - Courtyard by Marriott, Southfield
   - Embassy Suites, Southfield
   - Hilton Hotel, Southfield
   - Marriott Hotel, Southfield
   - Ramada Inn, Southfield
   - Residence Inn, Southfield
   - The Garden Inn, Southfield
   - Comfort Suites-Proposed, Sterling Heights
   - Holiday Inn, Sturgis
   - Grand Traverse Resort, Traverse City
   - Hampton Inn, Traverse City
   - Park Place Hotel, Traverse City
   - Courtyard by Marriott, Troy
   - Holiday Inn, Troy
   - Marriott, Troy
   - Residence Inn, Troy
   - Courtyard by Marriott, Warren
   - Days Inn, Warren
   - Holiday Inn, Warren
   - Motel 6, Warren
   - Residence Inn, Warren
   - Van Dyke Hotel & Conference Center, Warren
   - Bob Evans Restaurant, Wyoming
   - Super 8, Wyoming
   - Radisson Resort-Conference Center, Ypsilanti

  Minnesota
   - Embassy Suites, Bloomington
   - Hilton Airport Hotel, Bloomington
   - Hilton Hotel, Bloomington
   - Howard Johnson Lodge, Bloomington
   - Marriott Hotel, Bloomington
   - Ramada Inn, Bloomington
   - Days Inn - Minneapolis, Brooklyn Center
   - Residence Inn, Eagan
   - Compri Hotel-Proposed, Minneapolis
   - Courtyard by Marriott-Eden Prairie, Minneapolis
   - Courtyard by Marriott-Mendota, Minneapolis
   - Days Inn, Minneapolis
   - Dyckman Hotel, Minneapolis
   - Hilton Inn, Minneapolis
   - Holiday Inn-Downtown, Minneapolis
   - Hotel-Proposed, Minneapolis
   - Luxeford Hotel, Minneapolis
   - Marquette, Minneapolis
   - Marriott City Center Hotel, Minneapolis
   - Marriott-Minnetonka, Minneapolis
   - Motel 6, Minneapolis
   - Omni-Northstar, Minneapolis
   - Radisson Hotel, Minneapolis
   - Ramada Inn, Minneapolis
   - Sheraton Minneapolis, Minneapolis
   - Sofitel, Minneapolis
   - Motel-Proposed, Montevideo
   - Days Inn, Plymouth
   - Hotel-Proposed, Rochester
   - Howard Johnson, Rochester
   - Motel 6, Rochester
   - Radisson Hotel, Rochester
   - Days Inn, Roseville
   - Holiday Inn, Saint Paul
   - Holiday Inn-Town Square, Saint Paul
   - Hotel-Proposed, Saint Paul
   - Inn and Expo Center, Saint Paul
   - World Trade Hotel, Saint Paul
   - Wayzata Conference Center, Wayzata

  Mississippi
   - Howard Johnson, Biloxi
   - Holiday Inn, Greenwood
   - Motel 6, Hattlesburg
   - Hampton Inn, Jackson
   - Howard Johnson, Jackson
   - Ramada Inn-Proposed, Jackson
   - Residence Inn, Jackson
   - Cabot Lodge, Ridgeland
   - Holiday Inn, Vicksburg

  Missouri
   - Ramada Inn, Columbia
   - Howard Johnson-North St. Louis, Hazelwood
   - Super 8, Independence
   - La Quinta Inn, Jackson - North
   - Capital Plaza, Jefferson City
   - Ramada Inn, Jefferson City
   - Days Inn, Joplin
   - Super 8, Joplin
   - Allis Plaza, Kansas City
   - Americana Hotel, Kansas City
   - AmeriSuites Hotel-Proposed, Kansas City
   - Doubletree Hotel, Kansas City
   - Embassy Suites, Kansas City
   - Fairfield Inn-West, Kansas City
   - Hilton - Proposed, Kansas City
   - Hilton Inn, Kansas City
   - Historic Suites Hotel, Kansas City
   - Holiday Inn, Kansas City
   - Holiday Inn Crowne Plaza, Kansas City
   - Holiday Inn-Proposed, Kansas City
   - Proposed Sheraton Hotel, Kansas City
   - Radisson Suite Hotel, Kansas City
   - Resort Hotel - Proposed, Kansas City
   - Marriott-Tan-Tar-A, Lake of the Ozarks
   - Super 8, Liberty
   - Super 8, North Kansas City
   - Inn at Grand Glaize, Osage Beach
   - Super 8, Saint Joseph
   - Clarion, Saint Louis
   - Courtyard by Marriott-Creve Coeur, Saint Louis
   - Courtyard by Marriott-Downtown, Saint Louis
   - Courtyard by Marriott-Westport, Saint Louis
   - Days Inn, Saint Louis
   - Doubletree Hotel, Saint Louis
   - Drury Inn, Saint Louis
   - Embassy Suites, Saint Louis
   - Fairfield Inn-Hazel, Saint Louis
   - Henry VIII Hotel, Saint Louis
   - Hilton Hotel-Bel Air, Saint Louis
   - Holiday Inn Sports Complex, Saint Louis
   - Holiday Inn-Airport North, Saint Louis
   - Holiday Inn-Downtown, Saint Louis
   - Holiday Inn-Riverfont, Saint Louis
   - Howard Johnson-South, Saint Louis
   - Mayfair Hotel, Saint Louis
   - Omni-St. Louis Station, Saint Louis
   - Ramada Inn-Westport, Saint Louis
   - Residence Inn-Chesterfield, Saint Louis
   - Residence Inn-Richmond Heights, Saint Louis
   - Ritz-Carlton Hotel, Saint Louis
   - Sheraton-Airport, Saint Louis
   - St. Louis Airport Hilton, Saint Louis
   - St. Louis Airport Radisson Hotel, Saint Louis
   - St. Louisian Hotel, Saint Louis
   - Stouffer Concourse Hotel, Saint Louis
   - Super 8, Saint Louis
   - Marriott Hotel, Saint Louis County
   - Holiday Inn, Springfield
   - Sheraton Inn, Springfield
   - Super 8, Springfield
   - Executive Inn & Office Building, St. Louis
   - Holiday Inn, St. Louis
   - Howard Johnson Hotel, St. Louis
   - Hotel-Proposed, Unity Village
   - Holiday Inn, Wendtzville

  Montana
   - Sheraton Hotel, Billings
   - Super 8, Billings
   - Super 8, Great Falls
   - Super 8, Helena
   - Super 8, Kalispell
   - Holiday Inn, Missoula
   - Red Lion Inn, Missoula

  Nebraska
   - Holiday Inn, Kearney
   - Best Western Airport Inn, Lincoln
   - Holiday Inn-Airport, Lincoln
   - Holiday Inn-Northeast, Lincoln
   - Howard Johnson, North Platte
   - Marriott Hotel, Omaha
   - Ramada Inn, Omaha
   - Red Lion Inn, Omaha

  Nevada
   - Lake Mead Resort, Boulder City
   - Ormsby House Hotel and Casino, Carson City
   - Super 8, Carson City
   - Doubletree Hotel and Resort, Cathedral City
   - Best Western Motel - Proposed, Jackpot
   - Airport Inn, Las Vegas
   - Aladdin Hotel and Casino, Las Vegas
   - Alexis Park Resort Hotel, Las Vegas
   - Casino Hotel-Proposed, Las Vegas
   - Courtyard by Marriott, Las Vegas
   - El Rancho Hotel and Casino, Las Vegas
   - Hotel and Casino-Proposed, Las Vegas
   - Jockey Club Hotel and Casino, Las Vegas
   - La Quinta Hotel, Las Vegas
   - Paradise Resort, Las Vegas
   - Residence Inn, Las Vegas
   - Silverbird Casino, Las Vegas
   - Super 8-Proposed, Las Vegas
   - The Mirage, Las Vegas
   - Tropicana Travelodge, Las Vegas
   - Westward Ho Casino, Las Vegas
   - Echo Bay Resort, Overton
   - Holiday Inn, Reno
   - La Quinta Hotel, Reno
   - Quality Inn and Casino, Reno
   - Red Lion Hotel-Proposed, Reno

  New Hampshire
   - Sheraton Wayfarer, Bedford
   - Hampton Inn, Bow
   - Mount Washington Resort, Bretton Woods
   - Balsams Hotel, Dixville Notch
   - Sheraton Inn-Lamie's Tavern, Hampton
   - Woodbound Inn, Jaffrey
   - Brickyard Mountain Inn, Laconia
   - Loon Mountain Hotel, Lincoln
   - Appleton Inns, Manchester
   - Holiday Inn Center, Manchester
   - Sheraton Wayfarer, Manchester
   - Susse Chalet, Manchester
   - Clarion Somerset Hotel, Nashua
   - Hotel-Proposed, Nashua
   - Tara Sheraton Nashua, Nashua
   - Wentworth by the Sea, Newcastle
   - Susse Chalet, Portsmouth
   - Wentworth-by-the-Sea, Portsmouth
   - Salem Inn, Salem
   - Susse Chalet, Salem
   - Landmarc Lodge-East, Waterville Valley
   - Landmarc Lodge-West, Waterville Valley
   - Silver Squirrel Inn, Waterville Valley
   - Snowy Owl Inn, Waterville Valley
   - Chalet Susse International, Inc., Wilton

  New Jersey
   - Marriott Seaview Golf Resort, Abescon
   - Howard Johnson Hotel, Absecon
   - Seaview Country Club, Absecon
   - Berkeley Carteret Hotel, Asbury Park
   - Caesar's Hotel and Casino, Atlantic City
   - Casino Hotel-Proposed, Atlantic City
   - Deauville Hotel, Atlantic City
   - Diplomat Hotel, Atlantic City
   - Hampton Inn, Atlantic City
   - Harrah's Marina Hotel Casino, Atlantic City
   - Lafayette Hotel, Atlantic City
   - Resorts Int'l Hotel and Casino, Atlantic City
   - Royal Inn, Atlantic City
   - Sands Hotel and Casino, Atlantic City
   - Traymore Hotel Site, Atlantic City
   - Tropicana Hotel and Casino, Atlantic City
   - World International Hotel, Atlantic City
   - Bernards Inn, Bernardsville
   - Hotel-Proposed, Bridgewater
   - Proposed Hotel, Camden
   - Cherry Hill Hyatt, Cherry Hill
   - Cherry Hill Inn, Cherry Hill
   - Ramada Inn, Clifton
   - Comfort Suites, E. Rutherford
   - Ramada Renaissance, East Brunswick
   - Sheraton Inn, East Brunswick
   - Sheraton - Per Diem, East Rutherford
   - Holiday Inn-Raritan Center, Edison
   - Hotel-Proposed, Edison
   - Ramada Inn, Edison
   - Best Western Hotel, Egg Harbor Township
   - Newark Airport Vista Hotel, Elizabeth
   - Ramada Inn-Proposed, Elizabeth
   - Sheraton Inn, Elizabeth
   - Marriott Suite Hotel-Proposed, Elmwood Park
   - Howard Johnson, Englewood
   - Conference Center, Farleigh Dickinson
   - Motel-Proposed, Flemington
   - Hamilton Park Conference Center, Florham Park
   - Courtesy Motel, Fort Lee
   - Ramada Inn-Proposed, Franklin Township
   - Playboy Resort, Great Gorge
   - Marriott Hotel, Hanover
   - Sheraton Hotel, Hasbrouck Heights
   - Holiday Inn, Jamesburg
   - Restaurant at Port Liberte, Jersey City
   - Harrogate Senior Living Facility, Lakewood
   - Courtyard by Marriott, Lincroft
   - Hotel-Proposed, Long Branch
   - Comfort Inn, Mahwah
   - Courtyard by Marriott, Mahwah
   - Residence Inn-Proposed, Mahwah
   - Economy Lodge - Proposed, Meadowlands
   - Holiday Inn, Meadowlands
   - Hotel-Proposed, Meadowlands
   - Meadowlands Hilton, Meadowlands
   - Sheraton Hotel, Meadowlands
   - Forsgate Conference Center, Monroe Township
   - Conference Center, Morristown
   - Governor Morris Inn, Morristown
   - Headquarters Plaza Hotel, Morristown
   - Pleasantville Farms Conference Cent, Morristown
   - Howard Johnson Lodge, Mount Holly
   - Courtyard by Marriott, Mount Laurel
   - Hilton, Mount Laurel
   - Days Hotel, New Brunswick
   - Hyatt Hotel, New Brunswick
   - Rennaisance Hotel, New Brunswick
   - Residence Inn - Princeton, New Jersey
   - Airport Hotel-Proposed, Newark
   - Courtyard by Marriott-Airport, Newark
   - Holiday Inn, Newark
   - Holiday Inn-Airport North, Newark
   - Hotel-Proposed, Newark
   - Howard Johnson Hotel, Newark
   - Days Inn, North Bergen
   - Holiday Inn, North Brunswick
   - Port-O-Call, Ocean City
   - Sting Ray Motel, Ocean City
   - Hotel-Proposed, Ocean Grove
   - Spray View Hotel, Ocean Grove
   - Macy Hotel-Proposed, Paramus
   - Red Carpet Inn, Paramus
   - Residence Inn-Proposed, Paramus
   - Marriott Hotel-Proposed, Park Ridge
   - Embassy Suites, Parsippany
   - Hilton, Parsippany
   - Residence Inn-Proposed, Parsippany
   - Howard Johnson, Phillipsburg
   - Hotel-Proposed, Piscataway
   - Residence Inn-Proposed, Piscataway
   - Compri Hotel-Proposed, Princeton
   - Hyatt Regency, Princeton
   - Marriott Hotel, Princeton
   - Omni Nassau Inn, Princeton
   - Treadway Inn, Princeton
   - Howard Johnson, Ridgefield Park
   - Hotel-Proposed, Rockleigh
   - Hotel-Proposed, Roxbury Township
   - Ramada Inn, Runnemede
   - Howard Johnson, Saddle Brook
   - Marriott Hotel, Saddle Brook
   - Days Inn, Secaucus
   - Howard Johnson, Secaucus
   - Ramada Inn, Secaucus
   - Hilton At Short Hills, Short Hills
   - Pier 4 Motel, Somers Point
   - Garden State Convention Center, Somerset
   - Holiday Inn, Somerset
   - Marriott Hotel, Somerset
   - Neighborhood Suites-Proposed, Somerset
   - Sommerset Plaza Hotel, Somerset
   - Summerfield Suites Hotel, Sommerset
   - Hewitt Wellington Hotel, Spring Lake
   - Hotel-Proposed, Spring Lake
   - Loews Glenpointe Hotel, Teaneck
   - Appleton Inn, Tinton Falls
   - Envoy Inn, Tinton Falls
   - Hilton Inn, Tinton Falls
   - Residence Inn, Tinton Falls
   - Sunrise Suite Hotel, Tinton Falls
   - Hotel-Proposed, Toms River
   - Hotel-Proposed, Turnersville
   - Hotel-Proposed, Wayne
   - Howard Johnson-Proposed, Wayne
   - Holiday Inn, Wildwood Crest
   - Motel, Wrightstown

  New Mexico
   - Compri Hotel-Proposed, Albuquerque
   - Courtyard by Marriott-Airport, Albuquerque
   - Fairfield Inn-Proposed, Albuquerque
   - Hampton Inn, Albuquerque
   - Hilton Hotel, Albuquerque
   - Holiday Inn, Albuquerque
   - Marriott Hotel, Albuquerque
   - Radisson Suite Hotel-Proposed, Albuquerque
   - Residence Inn, Albuquerque
   - Rodeway Inn, Albuquerque
   - Winrock Motor Inn, Albuquerque
   - La Quinta Inn, Albuquerque - Airport
   - Corkin's Lodge, Chama
   - La Quinta Inn, Farmington
   - Hilton, Las Cruces
   - Las Cruces Hilton, Las Cruces
   - Super 8, Las Cruces
   - Ski Rio Ski Resort, Miracle Mountain
   - Super 8, Raton
   - Young's Ranch, Red River
   - Eldorado Hotel, Santa Fe
   - Homewood Suites Hotel, Santa Fe
   - Hotel-Proposed, Santa Fe
   - Inn at Loretto, Santa Fe
   - Inn on the Alameda, Santa Fe
   - La Fonda Hotel, Santa Fe
   - La Quinta Hotel, Santa Fe
   - Residence Inn, Santa Fe
   - Santa Fe Motel, Santa Fe
   - Sheraton de Santa Fe, Santa Fe

  New York
   - Americana Inn, Albany
   - Desmond Hotel, Albany
   - Hilton Hotel, Albany
   - Marriott Hotel, Albany
   - Sheraton Inn, Albany
   - Susse Chalet, Albany
   - VIP Motor Lodge (Howard Johnson), Albany
   - Embassy Suites-Proposed, Amherst
   - Holiday Inn, Amherst
   - Annandale Inn-Proposed, Annandale
   - Wampus Inn-Proposed, Armonk
   - Treadway Inn, Batavia
   - Hampton Inn, Binghamton
   - Holiday Inn-Arena, Binghamton
   - Holiday Inn-SUNY, Binghamton
   - Hotel-Proposed, Binghamton
   - Howard Johnson, Binghamton
   - Residence Inn, Binghamton
   - Sheraton Inn, Binghamton
   - Eden Motel, Bronx
   - Days Inn-Proposed, Brookhaven
   - Residence Inn, Brookhaven
   - Brooklyn Hotel-Proposed, Brooklyn
   - Hilton Hotel, Brooklyn
   - Airport Hotel-Proposed, Buffalo
   - Buffalo Hotel, Buffalo
   - Days Hotel-Proposed, Buffalo
   - Hilton Hotel, Buffalo
   - Holiday Inn - Midtown, Buffalo
   - Hyatt Hotel, Buffalo
   - Hyatt Regency Hotel & Retail Area, Buffalo
   - Radisson Hotel, Buffalo
   - Ramada Inn-Airport, Buffalo
   - Ramada Renaissance Hotel, Buffalo
   - Residence Inn-Proposed, Buffalo
   - Sheraton Hotel, Buffalo
   - Sheraton Inn Buffalo East, Buffalo
   - Sheraton Inn-Airport, Buffalo
   - Sheraton Inn, Canadaiqua
   - Airway Motel, Cheektowaga
   - Holiday Inn - Airport, Cheektowaga
   - Holiday Inn - Gateway, Cheektowaga
   - Quality Inn, Cheektowaga
   - Sheraton Buffalo, Cheektowga
   - Steeplechase Park-Proposed, Coney Island
   - Hilton Inn, Corning
   - Resort/Conference Center-Proposed, Cornwall
   - Holiday Inn, Cortland
   - Roycroft Inn, East Aurora
   - Hotel-Proposed, East Elmhurst
   - Susse Chalet, East Greenbush
   - Nevele Hotel, Ellenville
   - Int'l Conf./Learning Center-Propose, Ellis Island
   - Days Inn, Elmsford
   - Howard Johnson, Elmsford
   - Neighborhood Suites Hotel-Proposed, Fishkill
   - Residence Inn, Fishkill
   - Metropole Hotel, Flushing
   - Midway Hotel, Flushing
   - Sheraton - Proposed, Flushing Center
   - Hotel-Proposed, Garden City
   - Wyndham Condominium, Garden City
   - Harrison Conference Center, Glen Clove
   - Great Neck Hotel, Great Neck
   - Comfort Inn, Greece
   - Holiday Inn-Proposed, Greece
   - Tamarack Lodge, Greenfield Park
   - Claudio's Restaurant, Greenport
   - Colonie Hill, Hauppauge
   - Holiday Inn, Hauppauge
   - Marriott Wind Watch Hotel & Golf, Hauppauge
   - Marriott Windwatch, Hauppauge
   - Ramada Inn, Hauppauge
   - Residence Inn, Hauppauge
   - Homewood Suites-Proposed, Henrietta
   - Howard Johnson, Huntington
   - Huntington Townhouse, Huntington
   - Hampton Inn, Islandia
   - Marriott Wind Watch, Islandia
   - Hotel-Proposed, Islip
   - Howard Johnson Hotel, Ithaca
   - Ramada Inn, Ithaca
   - Sheraton Inn, Ithaca
   - JFK Hilton, Jamaica
   - Howard Johnson, Kingston
   - Ramada Inn, Kingston
   - Omni Sagamore, Lake George
   - Ramada Inn, Lake George
   - Former Lake Placid Club Hotel, Lake Placid
   - Hilton Hotel, Lake Placid
   - Mirror Lake Inn, Lake Placid
   - Holiday Inn, Latham
   - Howard Johnson, Latham
   - Howard Johnson, Liberty
   - The New Brown's Resort, Loch Sheldrake
   - Convention Center - Proposed, Long Island
   - Eastern Nassau/W. Suffolk Hotel, Long Island
   - Hyatt Hotel-Proposed, Long Island
   - Motel-Proposed, Lynbrook
   - Crowne Plaza Hotel, Manhattan
   - Hotel Mark, Manhattan
   - Proposed Economy Hotel, Manhattan
   - Sugar Maples Resort, Maplecrest
   - Hotel-Proposed, Middletown
   - Howard Johnson, Middletown
   - Montauk Yacht Club and Inn, Montauk
   - Kutsher's Resort, Monticello
   - Motel-Proposed, Nanuet
   - Wallkill Valley Inn Project, New Paltz
   - Hotel-Proposed, New Rochelle
   - Le Richmond Hotel, New Rochelle
   - Ramada Plaza Inn and Offices, New Rochelle
   - Sheraton Inn, New Rochelle
   - Aberdeen Hotel, New York
   - American Youth Hostel, New York
   - Americana Hotel, New York
   - Ashley Hotel, New York
   - Astor House-Proposed, New York
   - Barbizon Plaza Hotel, New York
   - Barclay Hotel, New York
   - Battery Park City Hotel-Proposed, New York
   - Berkshire Place, New York
   - Best Western Woodward Hotel, New York
   - Biltmore Hotel, New York
   - Broadway Crowne Plaza, New York
   - Carlton House Hotel, New York
   - Century Paramount Hotel, New York
   - Chatwal Inn, New York
   - Chatwal Inn on 45th Street, New York
   - Chatwal Inn on Park Avenue, New York
   - Chinatown Hotel-Proposed, New York
   - Courtyard by Marriott-Proposed, New York
   - Custom's House, New York
   - Days Inn, New York
   - Days Inn-West 57th Street, New York
   - Doral Inn, New York
   - Dover Hotel, New York
   - Downtown Athletic Club, New York
   - Downtown Conference Center, New York
   - Drake Hotel, New York
   - Econo Lodge-Proposed, New York
   - El Rio Grande, New York
   - Embassy Suites-Times Square-Propose, New York
   - Empire Hotel, New York
   - Essex House, New York
   - Executive Hotel, New York
   - Giordano Hotel, New York
   - Gorham Hotel, New York
   - Grand Bay at Equitable Center, New York
   - Grand Hyatt Hotel, New York
   - Greenwich Street Hotel, New York
   - Halloran House, New York
   - Hampton House, New York
   - Harley Hotel, New York
   - Helmsley Hotel, New York
   - Hilton Hotel, New York
   - Hilton Hotel-Statler, New York
   - Holiday Inn, New York
   - Holiday Inn Crowne Plaza-Broadway, New York
   - Holiday Inn Crowne Plaza-Manhattan, New York
   - Holland Hotel, New York
   - Hotel Intercontinental, New York
   - Hotel Pierre, New York
   - Hotel-1926 Broadway-Proposed, New York
   - Hotel-East 57th Street-Proposed, New York
   - Hotel-Proposed, New York
   - Hotel-Tenth Avenue-Proposed, New York
   - Howard Hotel, New York
   - Howard Johnson, New York
   - Journey's Court Hotel-Proposed, New York
   - Journey's End, New York
   - Kalikow Hotel-Proposed, New York
   - Kennedy Inn, New York
   - Lancaster Hotel, New York
   - Le Meridien Liberty New York, New York
   - Lowell Hotel, New York
   - Luxury Hotel-Proposed, New York
   - Macklowe Hotel, New York
   - Madison Towers Hotel, New York
   - Manger Windsor Hotel, New York
   - Mark Hotel, New York
   - Marriott East Side, New York
   - Marriott Financial Center, New York
   - Marriott Hotel-Proposed, New York
   - Marriott Marquis, New York
   - Martinique Hotel, New York
   - Mayfair Regent, New York
   - Milford Plaza Hotel, New York
   - Millennium Hotel, New York
   - Navarro Hotel, New York
   - Nova Park-Gotham, New York
   - Novotel, New York
   - Omni Berkshire Place, New York
   - Omni Park Central, New York
   - Parc Fifty One Hotel, New York
   - Parker Meridien Hotel, New York
   - Peninsula Hotel, New York
   - Penta Hotel, New York
   - Piccadilly Hotel, New York
   - Plaza Hotel, New York
   - President Hotel, New York
   - Prince George Hotel, New York
   - Prince Street Hotel-Proposed, New York
   - Proposed Hotel and Apartments, New York
   - Proposed Luxury Hotel-Proposed, New York
   - Quality Inn, New York
   - Quality Suites, New York
   - Ramada Inn, New York
   - Regent Hotel-Proposed, New York
   - Regent of New York-Proposed, New York
   - Ritz-Carlton, New York
   - Roger Smith Winthrop Hotel, New York
   - Roosevelt Hotel, New York
   - Russian Tea Room, New York
   - Sheraton Hotel, New York
   - Sheraton Motor Inn, New York
   - Sheraton Park Avenue, New York
   - Soho Hotel-Proposed, New York
   - St. Moritz Hotel, New York
   - St. Regis, New York
   - Stanhope, New York
   - Sutton Place Hotel, New York
   - Taft Hotel, New York
   - Tenth Avenue Hotels-Proposed, New York
   - The Pierre Hotel, New York
   - The Plaza Athenee, New York
   - Times Square Hotel-Proposed, New York
   - Timeshare-Proposed, New York
   - Travel Inn, New York
   - Tudor Hotel, New York
   - UN Plaza Suite Hotel-Proposed, New York
   - Vista International, New York
   - Waldorf=Astoria Hotel, New York
   - Warwick Hotel, New York
   - Westbury Hotel, New York
   - Westin Plaza Hotel, New York
   - Woodward Hotel-Proposed, New York
   - York Club, New York
   - Howard Johnson Motel & Restaurant, Newburgh
   - Ramada Inn, Newburgh
   - Hilton Hotel, Niagara Falls
   - Howard Johnson, Norwich
   - Hotel-Proposed, Orangetown
   - Hudson Valley Conference Center, Ossining
   - Sheraton Inn, Ossining
   - Hotel-Proposed, Oswego
   - Best Western, Painted Post
   - Lodge on the Green, Painted Post
   - Residence Inn - Proposed, Parsippany
   - Senior Living - Proposed, Pearl River
   - Drum Hill Hotel, Peekskill
   - Holiday Inn, Plainview
   - Howard Johnson, Plainview
   - Pickwick Motor Inn, Plainview
   - Residence Inn, Plainview
   - Holiday Inn, Plattsburgh
   - Motel-Proposed, Port Jefferson
   - Comfort Inn-Proposed, Poughkeepsie
   - Courtyard by Marriott, Poughkeepsie
   - Radison Hotel, Poughkeepsie
   - Wyndham Hotel, Poughkeepsie
   - Best Western-LaGuardia Airport, Queens
   - Crown Motel, Queens
   - Crowne Plaza-LaGuardia Airport, Queens
   - Days Inn-LaGuardia Airport, Queens
   - Executive Inn, Queens
   - Hilton Inn-LaGuardia Airport, Queens
   - Hilton-JFK Airport, Queens
   - Holiday Inn-JFK Airport, Queens
   - Holiday Inn-LaGuardia Airport, Queens
   - Howard Johnson, Queens
   - Jade East Motel, Queens
   - JFK Plaza Hotel, Queens
   - Marriott Hotel-JFK Airport, Queens
   - Marriott-LaGuardia Airport, Queens
   - Metropole Hotel, Queens
   - Midway Hotel, Queens
   - Riviera Hotel, Queens
   - Royce Hotel-LaGuardia Airport, Queens
   - Sheraton-LaGuardia East-Proposed, Queens
   - Adria Hotel, Queens (Bayside)
   - Holiday Inn, Riverhead
   - Riverhead Motor Hotel, Riverhead
   - Americana Hotel, Rochester
   - Courtyard by Marriott-Wrighton, Rochester
   - Days Hotel (former Holiday Inn), Rochester
   - Hilton-Campus, Rochester
   - Holiday Inn, Rochester
   - Hotel-Proposed (former St. Bernard), Rochester
   - Hyatt Hotel, Rochester
   - Lodge at Woodcliff, Rochester
   - Omni Suites Hotel, Rochester
   - Residence Inn, Rochester
   - Sheraton Inn, Rochester
   - Stouffer Hotel, Rochester
   - Town House Inn, Rochester
   - Limited Service Hotel-Proposed, Rome
   - Hotel - Proposed, Roslyn
   - Roslyn Country Club, Roslyn
   - Courtyard by Marriott, Rye
   - Le Richemonde Hotel, Ryebrook
   - Baron's Cove Inn, Sag Harbor
   - Holiday Inn, Saratoga
   - Hotel-Proposed, Saratoga Springs
   - Howard Johnson, Saugerties
   - Holiday Inn, Schenectady
   - Ramada Inn, Schenectady
   - Dering Harbor Inn, Shelter Island
   - Crowne Plaza-Proposed, Smithtown
   - Howard Johnson, Smithtown
   - Sheraton, Smithtown
   - Raleigh Hotel, South Fallsburg
   - Hotel-Proposed, Southhold
   - Susse Chalet, Spring Valley
   - Executive Motor Inn, Springfield Gardens
   - Staten Island Hotel, Staten Island
   - Imperial Htl/Stevensville Golf Crs., Stevensville
   - Holiday Inn, Suffern
   - Motel on the Mountain, Suffern
   - Browns Hotel, Sullivan County
   - Imperial Hotel, Sullivan County
   - The New Brown's Resort, Sullivan County
   - Courtyard by Marriott, Syracuse
   - Embassy Suites, Syracuse
   - Hampton Inn, Syracuse
   - Hilton Inn, Syracuse
   - Holiday Inn-Downtown, Syracuse
   - Holiday Inn-Exit 35, Syracuse
   - Holiday Inn-Exit 36, Syracuse
   - Holiday Inn-Exit 39, Syracuse
   - Holiday Inn-I-90, Syracuse
   - Homewood Suites Hotel-Proposed, Syracuse
   - Hotel Syracuse, Syracuse
   - Hotel-Proposed, Syracuse
   - Marriott Hotel, Syracuse
   - Residence Inn-Proposed, Syracuse
   - Sheraton University Inn & Conf.Ctr., Syracuse
   - Treadway Inn, Syracuse
   - Courtyard by Marriott, Tarrytown
   - Tarrytown House Conference Center, Tarrytown
   - Westchester Marriott, Tarrytown
   - Embassy Suites - Proposed, Times Square, New York
   - Marriott Hotel, Uniondale
   - Sheraton Nassau Hotel, Uniondale
   - Howard Johnson Hotel, Utica
   - Howard Johnson, Vestal
   - Hotel-Proposed, Watertown
   - Convention Hotel-Proposed, Westbury
   - Dalts Restaurant, Westbury
   - Howard Johnson, Westbury
   - Marriott Hotel, Westchester
   - Inn-Proposed, Westhampton
   - Crowne Plaza, White Plains
   - Hotel-Proposed, White Plains
   - Howard Johnson, White Plains
   - Roger Smith Hotel, White Plains
   - Stouffer Westchester Hotel, White Plains
   - White Plains Hotel, White Plains
   - Anton Meadows, Yaphank
   - Quality Suites, Yorktown
   - Yorktown Motor Lodge, Yorktown Heights

  North Carolina
   - Days Inn - Central, Asheville
   - Holiday Inn - Airport, Asheville
   - Holiday Inn - Tunnel, Asheville
   - Inn on the Plaza, Asheville
   - Sheraton Inn, Asheville
   - Days Inn, Ashville
   - Masters Economy Inn - Rocky Mount, Battlebro
   - Days Inn, Blowing Rock
   - All-Suite Hotel-Proposed, Boone
   - Residence Inn-Proposed, Cary
   - Carolina Inn, Chapel Hill
   - Hilton-Proposed, Chapel Hill
   - Charlotte Registry Hotel-Per Diem, Charlotte
   - Compri Hotel-Proposed, Charlotte
   - Courtyard by Marriott, Charlotte
   - Days Inn, Charlotte
   - Days Inn-Uptown, Charlotte
   - Fairfield Inn, Charlotte
   - Howard Johnson, Charlotte
   - Howard Johnson Lodge, Charlotte
   - Knights Inn, Charlotte
   - Manger Motor Inn, Charlotte
   - Marriott City Center, Charlotte
   - Marriott Hotel-Independence Center, Charlotte
   - Masters Economy Inn - Charlotte No, Charlotte
   - Masters Economy Inn - Merchandise, Charlotte
   - Queen City Motel, Charlotte
   - Residence Inn, Charlotte
   - Residence Inn-North, Charlotte
   - Resistry Hotel, Charlotte
   - Royce Suite Hotel, Charlotte
   - Sheraton Inn, Charlotte
   - Conference Center, Clemmons
   - Sheraton Motel, Dunn
   - Best Western, Durham
   - Cricket Inn, Durham
   - Days Inn, Durham
   - Dutch Village Inn, Durham
   - Fairfield Inn, Durham
   - Holiday Inn-West, Durham
   - Motel 6, Durham
   - Sheraton-University Center, Durham
   - The Duke Inn, Durham
   - Days Inn, Fayetteville
   - Fairfield Inn, Fayetteville
   - Holiday Inn, Fayetteville
   - Hotel-Proposed, Fayetteville
   - Knights Inn, Fayetteville
   - Goldsboro Motel, Goldsboro
   - Courtyard by Marriott, Greensboro
   - Days Inn, Greensboro
   - Embassy Suites, Greensboro
   - Fairfield Inn, Greensboro
   - Hilton, Greensboro
   - Marriott Hotel, Greensboro
   - Residence Inn, Greensboro
   - Sheraton Greensboro, Greensboro
   - Hotel-Proposed, Greenville
   - Radisson Hotel, High Point
   - Days Inn, Lumberton
   - Maggie Valley Country Club, Maggie Valley
   - Courtyard by Marriott, Raleigh
   - Fairfield Inn, Raleigh
   - Hampton Inn, Raleigh
   - Hilton, Raleigh
   - Holiday Inn-Downtown, Raleigh
   - Marriott Hotel-RTP, Raleigh
   - Raleigh Radisson, Raleigh
   - Residence Inn, Raleigh
   - Holiday Inn - Airport, Research Triangle Park
   - Howard Johnson, Roanoke Rapids
   - Sheraton Inn, Rocky Mount
   - Days Inn, Rocky Mountain
   - Fairfield Inn, Rocky Mountain
   - Motel 6, Rocky Mountain
   - Days Inn, Rowland
   - Sheraton Motel, Selma
   - Masters Economy Inn, Smithfield
   - Holiday Inn, Southern Pines
   - Fairfield Inn, Wilmington
   - Hilton, Winston/Salem
   - Holiday Inn, Winston/Salem
   - Winston Plaza Hotel, Winston/Salem

  North Dakota
   - Holiday Inn, Bismark
   - Radisson Inn, Bismark
   - Super 8, Bismark
   - Ramada Hotel, Fargo
   - Ramada Inn-Proposed, Fargo
   - Super 8, Grand Forks
   - Super 8, Minot

  Ohio
   - Holiday Inn-Cascade, Akron
   - Ramada Inn, Akron
   - Residence Inn, Akron
   - Aurora Inn and Pine Lake Trout Club, Aurora
   - Sheraton Inn, Aurora
   - Woodlands Inn, Aurora
   - Courtyard by Marriott, Blue Ash
   - Embassy Suites, Blue Ash
   - Residence Inn-Proposed, Blue Ash
   - Best Western, Cambridge
   - Days Inn, Cambridge
   - Hilton Hotel, Canton
   - Super 8, Canton
   - Best Western Northeast, Cincinnati
   - Carousel Inn, Cincinnati
   - Cincinnati Hotel, Cincinnati
   - Clarion Hotel, Cincinnati
   - Days Inn, Cincinnati
   - Embassy Suites-Proposed, Cincinnati
   - Holiday Inn-Downtown, Cincinnati
   - Holiday Inn-Eastgate, Cincinnati
   - Holiday Inn-Northeast, Cincinnati
   - Holiday Inn-Riverfront, Cincinnati
   - Holiday Inn-South, Cincinnati
   - Hotel-Airport-Proposed, Cincinnati
   - Howard Johnson, Cincinnati
   - Hyatt, Cincinnati
   - Knights Inn, Cincinnati
   - KOA Campground, Cincinnati
   - Marriott Inn, Cincinnati
   - Netherland Hilton, Cincinnati
   - Omni Netherland Plaza, Cincinnati
   - Proposed Hotel, Cincinnati
   - Radisson Inn, Cincinnati
   - Ramada Inn, Cincinnati
   - Residence Inn, Cincinnati
   - Residence Inn-North, Cincinnati
   - Sheraton Inn-Proposed, Cincinnati
   - Treadway Inn, Cincinnati
   - Vernon Manor, Cincinnati
   - AmeriSuite Hotel-Proposed, Cleveland
   - Downtown Hotel-Proposed, Cleveland
   - Fairfield Inn-Brook Park, Cleveland
   - Fairfield Inn-West, Cleveland
   - Holiday Inn-Airport, Cleveland
   - Holiday Inn-Lakeside, Cleveland
   - Hyatt Hotel-Proposed, Cleveland
   - Marriott Hotel, Cleveland
   - Sheraton City Center, Cleveland
   - Sheraton Hopkins, Cleveland
   - AmeriSuite - Proposed, Columbus
   - Embassy Suites, Columbus
   - Fairfield Inn-North, Columbus
   - Fairfield Inn-West, Columbus
   - Hilton Inn, Columbus
   - Holiday Inn-Airport, Columbus
   - Holiday Inn-City Center, Columbus
   - Holiday Inn-Worthington, Columbus
   - Hotel-Proposed, Columbus
   - Howard Johnson Hotel, Columbus
   - Howard Johnson-East, Columbus
   - Howard Johnson-West, Columbus
   - Knights Inn-West, Columbus
   - Marriott Hotel, Columbus
   - Nationwide Hotel, Columbus
   - Residence Inn-North, Columbus
   - Sheraton Plaza Hotel, Columbus
   - Sheraton-North, Columbus
   - Union Plaza Hotel-Steeplechase, Columbus
   - University Inn, Columbus
   - Woodfin Hotel, Columbus
   - Courtyard by Marriott, Crosswoods
   - Courtyard by Marriott, Dayton
   - Daytonian Hilton, Dayton
   - Fairfield Inn, Dayton
   - Hope Hotel & Conference Center, Dayton
   - Knights Inn-North, Dayton
   - Marriott Hotel, Dayton
   - Motel 6, Dayton
   - Ramada Inn, Dayton
   - Residence Inn-North, Dayton
   - Residence Inn By Marriott, Dayton South
   - Courtyard by Marriott, Dublin
   - Woodfin Suites, Dublin
   - East Liverpool Motor Lodge, East Liverpool
   - Howard Johnson, Euclid
   - Ramada Inn, Fairlawn
   - Hampton Inn, Independence
   - Howard Johnson, Lima
   - Ramada Inn, Lima
   - Best Western, Mansfield
   - Holiday Inn, Marietta
   - Lafayette Hotel, Marietta
   - Holiday Inn, Middletown
   - Howard Johnson, Middletown
   - Regal 8 Inn, Middletown
   - Sheraton-Proposed, Milford
   - Super 8, Montrose
   - Ramada Inn, Sandusky
   - Days Inn, Sharonville
   - Holiday Inn-Cincinnati North, Sharonville
   - Super 8, St. Clairsville
   - Holiday Inn, Strongsville
   - Balhalla Hotel, Toledo
   - Courtyard by Marriott, Toledo
   - Fairfield Inn-Airport, Toledo
   - Hilton at the Medical College, Toledo
   - Hilton Hotel, Toledo
   - Holiday Inn, Toledo
   - Knights Inn-West, Toledo
   - Marriott Portside Hotel, Toledo
   - Radisson Hotel, Toledo
   - Sofitel, Toledo
   - Hampton Inn-Proposed, Wickliffe
   - Holiday Inn, Youngstown
   - Hotel-Proposed, Youngstown
   - Sheraton-Proposed, Youngstown

  Oklahoma
   - Fountainhead Resort, Mcintosh County
   - Residence at the Trails Inn, Norman
   - Suit Hotel, Norman
   - Courtyard by Marriott, Oklahoma City
   - Embassy Suites, Oklahoma City
   - Holiday Inn, Oklahoma City
   - Lexington Hotel Suites, Oklahoma City
   - Lincoln Plaza Hotel, Oklahoma City
   - Marriott Hotel, Oklahoma City
   - Meridien Plaza, Oklahoma City
   - Sheraton Hotel, Oklahoma City
   - Arrowhead Resort, Pittsburgh County
   - Camelot Hotel, Tulsa
   - Doubletree Hotel, Tulsa
   - Former Holiday Inn, Tulsa
   - Former Holiday Inn-Downtown, Tulsa
   - Holiday Inn, Tulsa
   - Holiday Inn-Convention Center, Tulsa
   - La Quinta Inn, Tulsa
   - Marriott Hotel, Tulsa
   - Mayo Hotel, Tulsa
   - Residence Inn, Tulsa
   - Westin Hotel, Tulsa

  Oregon
   - Inn At Face Rock, Bandon
   - Courtyard by Marriott, Beaverton
   - Red Lion Motel, Bend
   - Sunriver Lodge and Resort, Bend
   - Econolodge Motel, Eugene
   - Valley River Inn, Eugene
   - Residence Inn Portland-South, Lake Oswego
   - Big Creek Resort-US Highway 101, Lane County
   - Embassy Suites, Portland
   - Holiday Inn Crowne Plaza - Proposed, Portland
   - Holiday Inn-Airport, Portland
   - Holiday Inn-South, Portland
   - Proposed Sheraton Suites, Portland
   - Red Lion - Jantzen Beach, Portland
   - Red Lion Inn-Lloyd Center, Portland
   - Red Lion Inn-Portland Center, Portland
   - Residence Inn - Proposed, Portland
   - Vintage Plaza Hotel, Portland
   - Wells Building, Portland
   - Execulodge Motel, Salem
   - Oregon Capital Inn, Salem
   - Springfield Red Lion Inn, Springfield
   - Sunriver Resort, Sunriver

  Pennsylvania
   - Allentown Hilton Hotel, Allentown
   - Holiday Inn, Allentown
   - Proposed Microtel, Allentown
   - Quality Inn, Allentown
   - Bedford Springs Hotel, Bedford
   - Compri Hotel-Proposed, Bensalem
   - Days Inn-Proposed, Bensalem
   - Holiday Inn, Bensalem
   - Residence Inn By Marriott, Berwyn
   - Econolodge, Bristol
   - Days Inn, Brookville
   - Buck Hill Falls Inn, Buck Hill Falls
   - Howard Johnson, Butler
   - Holiday Inn, Chambersburg
   - Days Inn, Clarion
   - Embassy Suites, Coraopolis
   - Hydeholde Country House-Proposed, Coraopolis
   - Days Inn, Danville
   - Holiday Inn, Dubois
   - Lafayette Inn-Proposed, Easton
   - Howard Johnson Hotel, Erie
   - Ramada Inn, Erie
   - Holiday Inn, Essington
   - Quality Suites-Proposed, Essington
   - Super 8-Proposed, Essington
   - Howard Johnson, Gibsonia
   - Compri Hotel-Proposed, Harrisburg
   - Holiday Inn, Harrisburg
   - Marriott Hotel, Harrisburg
   - Penn Harris Inn, Harrisburg
   - Sheraton Inn, Harrisburg
   - Super 8-Proposed, Harrisburg
   - Holiday Inn, Hazleton
   - Super 8-Proposed, Hazleton
   - Plaza Valley Forge Hotel, King of Prussia
   - Radisson Hotel, King of Prussia
   - Sheraton Hotel, King of Prussia
   - Valley Forge Complex, King of Prussia
   - Valley Forge Hilton, King of Prussia
   - Motel-Proposed, Lake Ariel
   - Days Inn, Lancaster
   - Holiday Inn-Route 30E, Lancaster
   - Holiday Inn-Route 501, Lancaster
   - Sheraton Lancaster Golf Resort, Lancaster
   - Super 8-Proposed, Lancaster
   - Holiday Inn, Lionville
   - Hilton-Great Valley, Malvern
   - Summerfield Suite-Proposed, Malvern
   - Days Inn, Meadville
   - Hilton Inn, Monroeville
   - Holiday Inn-West, Monroeville
   - Economy Hotel, Montgomery Township
   - Holiday Inn, New Hope
   - Treadway Inn, Newport
   - Residence Inn-Proposed, Paoli
   - Conference Center-Proposed, Penn State
   - Barclay Hotel, Philadelphia
   - Bellevue, Philadelphia
   - Courtyard by Marriott-Devon, Philadelphia
   - Courtyard-Willow Grove, Philadelphia
   - Days Inn-Airport, Philadelphia
   - Econo Lodge-Franklin Towne, Philadelphia
   - Essex Hotel, Philadelphia
   - Franklin Motor Inn, Philadelphia
   - Franklin Plaza Hotel, Philadelphia
   - Guest Quarters Hotel, Philadelphia
   - Hampton Inn-Proposed, Philadelphia
   - Health Club-Proposed, Philadelphia
   - Hilton Inn, Philadelphia
   - Hilton Inn-Northeast, Philadelphia
   - Holiday Inn-City Center, Philadelphia
   - Holiday Inn-City Line, Philadelphia
   - Hub Motor Inn, Philadelphia
   - Hyatt-Proposed, Philadelphia
   - Marriott Hotel, Philadelphia
   - Marriott Hotel-Airport, Philadelphia
   - Omni Philadelphia, Philadelphia
   - Penn Center Inn, Philadelphia
   - Quality Inn-Center City, Philadelphia
   - Residence Inn-Proposed, Philadelphia
   - Rittenhouse Hotel, Philadelphia
   - Treadway Mohawk, Philadelphia
   - Treadway Roosevelt, Philadelphia
   - Residence Inn, Philadelphia/Berwyn
   - Clubhouse Inn, Pittsburgh
   - Courtyard by Marriott, Pittsburgh
   - Hampton Inn at Playhouse Square, Pittsburgh
   - Hilton Hotel, Pittsburgh
   - Holiday Inn-Greentree, Pittsburgh
   - Holiday Inn-North, Pittsburgh
   - Holiday Inn-Parkway-East, Pittsburgh
   - Holiday Inn-Parkway-West, Pittsburgh
   - Hotel-Proposed, Pittsburgh
   - Howard Johnson Hotel, Pittsburgh
   - Marriott Hotel, Pittsburgh
   - Marriott-Airport, Pittsburgh
   - Motel 6, Pittsburgh
   - Quality Inn, Pittsburgh
   - Royce Hotel-Airport, Pittsburgh
   - U.S.S. Hotel-Proposed, Pittsburgh
   - Westin William Penn, Pittsburgh
   - Courtyard By Marriott, Pittsburgh Airport
   - Holiday Inn, Reading
   - Sheraton Hotel, Reading
   - Hilton at Lackawanna Station, Scranton
   - Hilton Hotel, Scranton
   - Sheraton Inn, Stroudsburg
   - HoJo Inn, Tannersville
   - Hilton-Northeast, Trevose
   - Compri Hotel-Proposed, Valley Forge
   - Courtyard by Marriott, Valley Forge
   - Holiday Inn-Meadowlands, Washington
   - Holiday Inn, Wilkes-Barre
   - Days Inn-Proposed, Williamsport
   - Hotel-Proposed, Williamsport
   - Hampton Inn - Proposed, Willow Grove
   - Holiday Inn-Market Street, York
   - Holiday Inn-Route 30 and I-83, York
   - Ramada Inn, York
   - Super 8-Proposed, York

  Rhode Island
   - Cresthil-Proposed, Lincoln
   - Courtyard by Marriott, Newport
   - Vanderbilt Hotel-Convention Center, Newport
   - Quality Inn, North Kingston
   - Biltmore Plaza, Providence
   - Convention Center Hotel-Proposed, Providence
   - Holiday Inn Providence - Downtown, Providence
   - Hotel-Proposed, Providence
   - Marriott Hotel, Providence
   - Sheraton-Airport, Providence
   - Susse Chalet, Smithfield
   - Howard Johnson, Warwick
   - Residence Inn-Proposed, Warwick
   - Susse Chalet, Warwick

  South Carolina
   - Quality Inn Motel, Anderson
   - Super 8, Anderson
   - Budget Hotel - Proposed, Charleston
   - Charleston Center Hotel-Proposed, Charleston
   - Cooper River Inn, Charleston
   - Days Inn, Charleston
   - Francis Marion Hotel, Charleston
   - Hampton Inn-Proposed, Charleston
   - Hawthorne Suites Hotel, Charleston
   - Holiday Inn, Charleston
   - Holiday Inn-Airport, Charleston
   - Holiday Inn-Riverview, Charleston
   - Masters Economy Inn - Mt. Pleasant, Charleston
   - Masters Economy Inn - Rivers Ave, Charleston
   - Middleton Inn, Charleston
   - Omni Charleston, Charleston
   - Quality Inn, Charleston
   - Trusthouse Forte, Charleston
   - Courtyard by Marriott, Columbia
   - Courtyard by Marriott-Northeast, Columbia
   - Courtyard by Marriott-Northwest, Columbia
   - Embassy Suites, Columbia
   - Marriott Hotel, Columbia
   - Masters Economy Inn - I-26, Columbia
   - Masters Economy Inn - Knox Abbot, Columbia
   - Motel 6, Columbia
   - Residence Inn, Columbia
   - Coral Beach Hotel, Coral Beach
   - Days Inn, Dillon
   - Save Inn, Fairplay
   - Fairfield Inn, Florence
   - Holiday Inn, Florence
   - Days Inn, Gaffney
   - Courtyard by Marriott, Greenville
   - Fairfield Inn, Greenville
   - Greenville Hilton Hotel, Greenville
   - Ramada Inn, Greenville
   - Super 8, Greenwood
   - Days Inn, Hardeeville
   - Fairfield Inn, Hilton Head
   - Hilton Head Inn, Hilton Head
   - Holiday Inn, Hilton Head
   - Inter-Continental Hotel, Hilton Head
   - Islander Inn, Hilton Head
   - Quality Suites-Proposed, Hilton Head
   - Residence Inn-Proposed, Hilton Head
   - Sheraton Inn, Hilton Head
   - PGA East Resort-Proposed, Kiawah Island
   - Save Inn, Lake Hartwell
   - Days Inn, Mt. Pleasant
   - Coral Beach Hotel, Myrtle Beach
   - Radisson Hotel, Myrtle Beach
   - Best Western Inn, North Charleston
   - Budget Hotel-Proposed, North Charleston
   - Days Inn, North Charleston
   - Northwoods Atrium Inn, North Charleston
   - Days Inn, Santee
   - Holiday Inn-West, Spartanburg
   - Howard Johnson, Spartanburg
   - Residence Inn, Spartanburg

  South Dakota
   - Holiday Inn, Aberdeen
   - Holiday Inn, Rapid City
   - Holiday Inn, Sioux Falls
   - Super 8, Sioux Falls
   - Holiday Inn, Spearfish

  Tennessee
   - Ameri Suite Hotel-Proposed, Brentwood
   - Courtyard by Marriott, Brentwood
   - Holiday Inn, Bristol
   - Holiday Inn-Southeast, Chattanooga
   - Howard Johnson, Chattanooga
   - Marriott Hotel, Chattanooga
   - Motel 6, Chattanooga
   - Sheraton Inn, Chattanooga
   - Super 8, Chattanooga
   - Holiday Inn, Cove Lake
   - Masters Economy Inn, Dickson
   - Comfort Inn-Proposed, Elizabethton
   - Park Vista Hotel, Gatlinburg
   - Holiday Inn-I-40, Jackson
   - Holiday Inn, Johnson City
   - Super 8, Johnson City
   - Fairfield Inn, Johnson Park
   - Holiday Inn, Kingsport
   - Courtsouth Healthclub-North, Knoxville
   - Courtsouth Healthclub-South, Knoxville
   - Courtsouth Healthclub-West, Knoxville
   - Days Inn, Knoxville
   - Hilton Hotel, Knoxville
   - Howard Johnson-Westhills, Knoxville
   - Motel 6, Knoxville
   - Quality Inn, Knoxville
   - Ramada Inn-West, Knoxville
   - Rodeway Inn, Knoxville
   - Courtyard by Marriott, Memphis
   - Courtyard by Marriott-Airport, Memphis
   - Holiday Inn - Crowne Plaza, Memphis
   - Holiday Inn-East, Memphis
   - Holiday Inn-East Poplar, Memphis
   - Holiday Inn-I-40-Sycamore View, Memphis
   - Holiday Inn-Memphis Int'l Airport, Memphis
   - Hyatt Regency, Memphis
   - Lexington Hotel Suites, Memphis
   - Motel 6, Memphis
   - Omni Hotel, Memphis
   - Proposed Fairfield Inn, Memphis
   - Residence Inn, Memphis
   - La Quinta Inn, Memphis - Airport
   - Brown County Inn, Nashville
   - Capital Mall Conv. Center-Proposed, Nashville
   - Clarion Maxwell House, Nashville
   - Courtyard by Marriott-Airport, Nashville
   - Days Inn, Nashville
   - Doubletree Hotel, Nashville
   - Grosvenor, Nashville
   - Hampton Inn, Nashville
   - Holiday Inn Crowne Plaza, Nashville
   - Holiday Inn Express, Nashville
   - Holiday Inn-Briley Parkway, Nashville
   - Marriott Hotel, Nashville
   - Nashville Union Station, Nashville
   - Ramada Inn, Nashville
   - Sheraton Hotel, Nashville
   - Sheraton Music City, Nashville
   - Stouffer Hotel, Nashville
   - Super 8, Nashville
   - Union Station Hotel, Nashville
   - AmeriSuite, Oakridge
   - Holiday Inn, Oakridge
   - Super 8-Proposed, Union City

  Texas
   - Harvey Hotel, Addison
   - Days Inn, Amarillo
   - Motel 6, Amarillo
   - Radisson Hotel-Proposed, Amarillo
   - Super 8 Motel, Amarillo
   - La Quinta Inn, Amarillo - Airport
   - Courtyard by Marriott, Arlington
   - Hilton Hotel, Arlington
   - Holiday Inn, Arlington
   - Lexington Suites Hotel, Arlington
   - Compri Hotel-Proposed, Austin
   - Driskill Hotel, Austin
   - Embassy Suites-Austin Town Lake, Austin
   - Embassy Suites-North, Austin
   - Fairfield North, Austin
   - Four Seasons Hotel, Austin
   - Holiday Inn, Austin
   - Holiday Inn-Austin Town Lake, Austin
   - La Quinta Inn, Austin
   - Marriott Hotel, Austin
   - Proposed Fairfield Inn, Austin
   - Quality Inn, Austin
   - Residence South, Austin
   - La Quinta Inn, Austin - Ben White
   - Holiday Inn Airport, Austins Cities
   - Holiday Inn, Bay Town
   - Hilton Hotel, Beaumont
   - Holiday Inn, Beaumont
   - Courtyard by Marriott, Bedford
   - Holiday Inn, Brownsville
   - La Quinta Inn, Brownsville
   - Hilton Hotel, College Station
   - Ramada Inn, College Station
   - Holiday Inn, Conroe
   - Corpus Christi Hotel-Airport, Corpus Christi
   - Days Inn, Corpus Christi
   - Hilton - Proposed, Corpus Christi
   - Holiday Inn, Corpus Christi
   - Holiday Inn-Airport, Corpus Christi
   - La Quinta Inn, Corpus Christi - North
   - La Quinta Inn, Corpus Christi - South
   - Allstar Inn, Dallas
   - Ambassador Plaza Hotel, Dallas
   - Arlington Hilton, Dallas
   - Bradford Plaza Hotel, Dallas
   - Bristol Suites, Dallas
   - Convention Center Hotel-Proposed, Dallas
   - Courtyard by Marriott, Dallas
   - Courtyard by Marriott-Northeast, Dallas
   - Courtyard by Marriott-Plano, Dallas
   - Courtyard by Marriott-Stemmons, Dallas
   - Dallas Grand Hotel, Dallas
   - Doubletree Inn, Dallas
   - Embassy Suites, Dallas
   - Fairmont Hotel, Dallas
   - Harvey Hotel, Dallas
   - Hilltop, Dallas
   - Hilton Inn-LBJ, Dallas
   - Hilton-Arlington, Dallas
   - Holiday Inn - North, Dallas
   - Holiday Inn Crowne Plaza, Dallas
   - Holiday Inn-Brook Hollow, Dallas
   - Holiday Inn-South, Dallas
   - Houstonian Hotel, Dallas
   - Howard Johnson-East, Dallas
   - Lexington Hotel Suites, Dallas
   - Loews Anatole Hotel, Dallas
   - Marriott Hotel-Airport, Dallas
   - Marriott-Park Central, Dallas
   - Marriott-Quorum, Dallas
   - Melrose Hotel, Dallas
   - Motel 6, Dallas
   - Omni Melrose Hotel, Dallas
   - Park Plaza, Dallas
   - Propsed Hotel - DFW, Dallas
   - Ramada Inn Convention Center, Dallas
   - Ramada-Market Center, Dallas
   - Registry Hotel, Dallas
   - Residence Inn-Market Center, Dallas
   - Sheraton Grand, Dallas
   - Southland Center Hotel, Dallas
   - Statler Hilton Hotel, Dallas
   - Summit Hotel, Dallas
   - Westin Galleria Hotel, Dallas
   - La Quinta Inn, Dallas - DFW
   - La Quinta Inn, Dallas - North Park
   - La Quinta Inn, Dallas - Plano
   - La Quinta Inn, Dallas - Richardson
   - Allstar Inn, El Paso
   - Hilton Inn-Airport, El Paso
   - La Quinta Hotel-Airport, El Paso
   - Rodeway Inn, El Paso
   - Travelers Inn, El Paso
   - Westin Paso del Norte, El Paso
   - La Quinta Inn, El Paso - Lomaland
   - Allstar Inn, Euless
   - La Quinta Inn, Euless
   - Allstar Inn, Fort Worth
   - Courtyard by Marriott, Fort Worth
   - Days Inn Downtown, Fort Worth
   - Hilton Hotel, Fort Worth
   - Holiday Inn-North, Fort Worth
   - Holiday Inn-South, Fort Worth
   - Lexington Suites Hotel, Fort Worth
   - Metro Center Hotel, Fort Worth
   - Radisson Plaza Hotel, Fort Worth
   - Residence Inn, Fort Worth
   - La Quinta Inn, Fort Worth - East
   - Holiday Inn, Harlingen
   - La Quinta Inn, HI-LA Marque
   - Crowne Plaza-Houston Park, Houston
   - Days Inn, Houston
   - Days Inn-Hobby, Houston
   - Doubletree Hotel, Houston
   - Embassy Suites, Houston
   - Galleria Gardens, Houston
   - Harvest House Hotel, Houston
   - Harvey Hotel Medical Center, Houston
   - Hilton Inn-West, Houston
   - Holiday Inn I-10 East, Houston
   - Holiday Inn-Downtown, Houston
   - Holiday Inn-East, Houston
   - Holiday Inn-Greenway Plaza, Houston
   - Holiday Inn-Hobby, Houston
   - Holiday Inn-Medical Center, Houston
   - Holiday Inn-NASA, Houston
   - Holiday Inn-North, Houston
   - Holiday Inn-Northwest, Houston
   - Holiday Inn-Southwest, Houston
   - Host Hotel International, Houston
   - Hotel Meridien, Houston
   - Hotel-Proposed, Houston
   - Houston House, Houston
   - Houston Medical Center, Houston
   - Houston Park 10 Crowne Plaza, Houston
   - La Quinta Hotel-Astrodome, Houston
   - La Quinta Hotel-Baytown, Houston
   - La Quinta Hotel-CY Fair, Houston
   - La Quinta Hotel-Hobby, Houston
   - La Quinta Inn-Stafford, Houston
   - Lexington Hotel Suites, Houston
   - Marriott Astrodome, Houston
   - Marriott Hotel, Houston
   - Marriott Hotel-Medical Center, Houston
   - Marriott-Airport, Houston
   - Motel 6, Houston
   - Remington, Houston
   - Residence Inn, Houston
   - Rodeway Inn, Houston
   - Rodeway Inn-Hobby, Houston
   - Shamrock Hilton Hotel, Houston
   - Sheraton Hotel, Houston
   - Sheraton Houston House, Houston
   - Sheraton Houston Place Hotel, Houston
   - Sheraton Town and Country, Houston
   - Sofitel, Houston
   - Stouffer Greenway Plaza, Houston
   - Suite Hotel-Proposed, Houston
   - Whitehall, Houston
   - Whitehall Hotel Conversion to HI, Houston
   - La Quinta Inn, Houston  - Sharpstown
   - La Quinta Inn, Houston - East
   - La Quinta Inn, Houston - Loop 1960
   - La Quinta Inn, Houston - Northwest
   - La Quinta Inn, Houston- SW Freeway
   - Holiday Inn, Huntsville
   - Harvey Hotel DFW, Irvine
   - Allstar Inn, Irving
   - Hampton Inn, Irving
   - Hampton Inn-Proposed, Irving
   - Harvey Hotel-D/FW Airport, Irving
   - Holiday Inn-Texas Stadium, Irving
   - Marriott Hotel, Irving
   - Holiday Inn, Kingsville
   - Del Lago Hotel, Lake Conroe
   - Hilton Inn, Laredo
   - La Posada, Laredo
   - Courtyard by Marriott, Las Colinas
   - La Quinta Inn, Longview
   - Hilton Inn, Lubbock
   - Holiday Inn, Lubbock
   - Residence Inn, Lubbock
   - La Quinta Inn, Midland
   - Holiday Inn, New Braunfels
   - All Star Inn, North Richland Hills
   - La Quinta Inn, Odessa
   - Holiday Inn, Orange
   - Holiday Inn, Paris
   - Plano Harvey Hotel, Plano
   - La Quinta Inn, Round Rock
   - Sheraton Inn, San Angelo
   - Coachman Inn-Proposed, San Antonio
   - Courtyard by Marriott-Downtown, San Antonio
   - Courtyard by Marriott-Medical Ctr., San Antonio
   - Crockett Hotel, San Antonio
   - Days Inn, San Antonio
   - Fairfield - North, San Antonio
   - Gunter Hotel, San Antonio
   - Holiday Inn-Airport, San Antonio
   - Holiday Inn-Market Square, San Antonio
   - Holiday Inn-North, San Antonio
   - Holiday Inn-Northwest, San Antonio
   - Holiday Inn-Riverwalk, San Antonio
   - La Quinta Hotel-Ingram, San Antonio
   - La Quinta Hotel-Lackland, San Antonio
   - La Quinta Hotel-Toepperwein, San Antonio
   - Lexington Hotel Suites, San Antonio
   - Marriott Hotel-Proposed, San Antonio
   - Marriott Inn-North, San Antonio
   - Proposed Fairfield Inn, San Antonio
   - La Quinta Inn, San Antonio - Windsor
   - La Quinta Inn, San Antonio - Wurzbach
   - Holiday Inn, San Marcos
   - La Quinta Inn, SAT-Toepperwein
   - Sheraton Hotel, South Padre Island
   - La Quinta Inn, Tyler
   - Sheraton, Tyler
   - Sheraton Inn, Tyler
   - Traveler's Choice Inn, Tyler
   - Hilton Hotel, Waco
   - Gateway Inn, Wichita Falls
   - Hilton Hotel, Wichita Falls

  Utah
   - Mount Holly Ski Resort, Beaver
   - Hotel-Proposed, Brigham City
   - Motel-Proposed, Cedar City
   - Proposed Mayflower Hotel, Deer Valley
   - Stein Eriksen Lodge, Deer Valley
   - Deer Valley Resort, Park City
   - Omni Yarrow, Park City
   - Prospector Square Resort, Park City
   - Yarrow Resort, Park City
   - Seven Peaks Resort and Hotel, Provo
   - Comfort Inn, Salt Lake City
   - Doubletree, Salt Lake City
   - Hilton Hotel-Airport, Salt Lake City
   - Holiday Inn, Salt Lake City
   - Holiday Inn-Salt Palace, Salt Lake City
   - Hotel Utah, Salt Lake City
   - Hotel-Proposed, Salt Lake City
   - La Quinta Inn, Salt Lake City
   - Nendels Inn, Salt Lake City
   - New Grande Hotel, Salt Lake City
   - Red Lion Hotel, Salt Lake City
   - Sheraton Hotel, Salt Lake City
   - Super 8, Salt Lake City
   - University Park Hotel (Desktop Rev), Salt Lake City
   - Ramada Inn-Proposed, Sandy

  Vermont
   - Ramada Inn, Bennington
   - Bolton Valley Corporation, Bolton Valley
   - Quality Inn, Brattleboro
   - Radisson Hotel, Burlington
   - Smugglers Notch, Cambridge
   - Inn-Proposed, Essex
   - Cascade Lodge, Killington
   - Inn of the Six Mountains, Killington
   - Mountain Inn, Killington
   - Equinox Hotel, Manchester
   - Howard Johnson Inn, Rutland
   - Quality Inn, Stowe
   - Conference Center-Proposed, Stratton Mountain
   - Sugarbush Inn, Sugarbush
   - Susse Chalet, Williston

  Virginia
   - Comfort Inn, Abingdon
   - Best Western, Alexandria
   - Comfort Inn, Alexandria
   - Compri Hotel-Proposed, Alexandria
   - Embassy Suites, Alexandria
   - Howard Johnson, Alexandria
   - Marriott Suites, Alexandria
   - Ramada Inn, Alexandria
   - Best Western, Arlington
   - Gateway Marriott, Arlington
   - Hyatt Arlington Hotel, Arlington
   - Hyatt Regency, Arlington
   - Key Bridge Marriott, Arlington
   - Marriott Hotel, Arlington
   - Sheraton Crystal City Hotel, Arlington
   - Sheraton National Hotel, Arlington
   - Stouffer Concourse Hotel, Arlington
   - Mountain Lake Hotel, Blacksburg
   - Holiday Inn, Bristol
   - Howard Johnson, Bristol
   - Days Inn, Carmel Church
   - Westfields International, Chantilly
   - Boar's Head Inn, Charlottesville
   - Cavalier Inn, Charlottesville
   - Courtyard by Marriott, Charlottesville
   - Hilton-University, Charlottesville
   - Holiday Inn-North, Charlottesville
   - Omni Charlottesville, Charlottesville
   - Radisson-Proposed, Charlottesville
   - Super 8, Charlottesville
   - Days Inn, Chester
   - Howard Johnson, Chester
   - Days Inn, Colonial Heights
   - Holiday Inn, Covington
   - Embassy Suites, Crystal City
   - Holiday Inn Crowne Plaza, Crystal City
   - Hyatt Hotel, Crystal City
   - Marriott Crystal Gateway Hotel, Crystal City
   - Comfort Inn-Proposed, Dahlgren
   - Days Inn, Emporia
   - Courtyard by Marriott, Fairfax
   - Embassy Suites, Fairfax
   - Neighborhood Suites-Proposed, Fairfax
   - Hampton Inn-Proposed, Fairfax City
   - Westfields International, Fairfax County
   - Marriott Hotel, Fairview
   - Econo Lodge, Farmingville
   - Comfort Inn-Proposed, Farmville
   - Comfort Inn, Frederick County
   - Motel 6, Fredericksburg
   - Courtyard by Marriott, Hampton
   - Days Inn, Hampton
   - Fairfield Inn, Hampton
   - Courtyard by Marriott, Herndon
   - Embassy Suites Hotel, Herndon
   - Ramada Renaissance and Health Club, Herndon
   - Residence Inn-Proposed, Herndon
   - Worldgate Marriott Hotel, Herndon
   - Hotel-Proposed, Hopewell
   - Keswick Inn, Keswick
   - Holiday Inn, Lexington
   - Radisson Hotel, Lynchburg
   - Courtyard by Marriott, Manassas
   - Holiday Inn, Marion
   - Hilton, McLean
   - Days Inn, Norfolk
   - Marriott Waterside Hotel, Norfolk
   - Omni Hotel, Norfolk
   - Waterfront Hotel - Proposed, Norfolk
   - 135-Suite Hotel-Proposed, Portsmouth
   - Waterfront Suite Hotel-Proposed, Portsmouth
   - Comfort Inn, Princeton
   - Comfort Inn, Pulaski County
   - Embassy Suites Hotel, Reston
   - Hyatt Hotel, Reston
   - Best Western Kings Quarters, Richmond
   - Courtyard by Marriott, Richmond
   - Embassy Suites Hotel, Richmond
   - Hampton Inn, Richmond
   - Holiday Inn, Richmond
   - Howard Johnson Lodge, Richmond
   - Hyatt House Hotel, Richmond
   - La Quinta Hotel, Richmond
   - Marriott Hotel, Richmond
   - Omni Richmond, Richmond
   - Radisson Hotel, Richmond
   - Ramada Renaissance Hotel, Richmond
   - Residence Inn, Richmond
   - Days Inn, Richmond (Broad)
   - Days Inn, Richmond (Byrd)
   - Holiday Inn, Roanoke
   - Holiday Inn - Airport, Roanoke
   - Holiday Inn - Civic Center, Roanoke
   - Holiday Inn - South, Roanoke
   - Hotel Roanoke, Roanoke
   - Howard Johnson, Roanoke
   - Marriott - Roanoke Airport, Roanoke
   - Marriott Hotel, Roanoke
   - Holiday Inn, Salem
   - Super 8, South Hill
   - Days Inn, Springfield
   - Hilton, Springfield
   - Holiday Inn, Staunton
   - Stonewall Jackson Hotel, Staunton
   - Hampton Inn - Proposed, Tyson's Corner
   - Embassy Suites, Tysons Corner
   - Marriott Hotel, Tysons Corner
   - Residence Inn, Tysons Corner
   - Ritz Carlton-Proposed, Tysons Corner
   - Courtyard by Marriott, Virginia Beach
   - Courtyard by Marriott-Lynnhaven, Virginia Beach
   - Fairfield Inn, Virginia Beach
   - Hotel-Proposed, Virginia Beach
   - Pavilion Tower Hotel, Virginia Beach
   - Ramada Inn - Oceanside, Virginia Beach
   - International Conference Center, Westfields
   - Howard Johnson, Wheeling
   - Fort Magruder Inn, Williamsburg
   - Governor's Inn, Williamsburg
   - Holiday Inn-East, Williamsburg
   - Holiday Inn-West, Williamsburg
   - Royce Hotel, Williamsburg
   - Williamsburg Hilton, Williamsburg
   - Best Western-Proposed, Wytheville

  Washington
   - Bellevue Thunderbird Motor Inn, Bellevue
   - Embassy Suites, Bellevue
   - Hampton Inn, Bellevue
   - La Quinta, Bellevue
   - Residence Inn Seattle-East, Bellevue
   - Ramada Inn, Bothell
   - Rattling Spring Hotel, Harpers Ferry
   - Motel 6, Issaquah
   - AmeriSuite, Kent
   - Homecourt Suite Hotel, Kent
   - Embassy Suite, Lynnwood
   - Residence Inn-Seattle North, Lynnwood
   - Red Lion Inn at Pasco, Pasco
   - Redmond Motel, Redmond
   - Hampton Inn, Sea Tac
   - Holiday Inn Airport, Sea Tac
   - Thunderbird Inn, Sea Tac
   - Alexis Hotel, Seattle
   - Courtyard by Marriott-South Center, Seattle
   - Doubletree Inn at South Center, Seattle
   - Doubletree Plaza, Seattle
   - Hampton Inn-Airport, Seattle
   - Holiday Inn Crowne Plaza, Seattle
   - Holiday Inn-Sea Tac, Seattle
   - La Quinta, Seattle
   - Lake Union Residence Inn, Seattle
   - Marriott Hotel-Airport, Seattle
   - Marriott Sea-Tac Hotel, Seattle
   - Plaza Park Suites, Seattle
   - Ramada Inn-Airport, Seattle
   - Red Lion, Seattle
   - Stouffer Madison Hotel, Seattle
   - Travelodge-Proposed, Seattle
   - Westin Hotel, Seattle
   - Courtyard by Marriott, Spokane
   - Gateway Hotel, Spokane
   - Holiday Inn-West, Spokane
   - Red Lion Inn, Spokane
   - Super 8, Spokane
   - Hilton-Village Green, Tacoma
   - Hotel-Proposed, Tacoma
   - Park Shore Inn, Tacoma
   - Tacoma Sheraton Hotel, Tacoma
   - Embassy Suites Hotel, Tukwila
   - Hampton Inn, Tukwila
   - Residence Inn-Seattle South, Tukwila
   - Red Lion Quay, Vancouver
   - Residence Inn-Portland North, Vancouver
   - Super 8, Wenatchee
   - Thunderbird Motor Inn, Yakima

  West Virginia
   - Comfort Inn-Proposed, Charleston
   - Holiday Inn, Clarksburg
   - Holiday Inn, Fairmont
   - Hotel-Proposed, Harpers Ferry
   - Holiday Inn, Huntington
   - Comfort Inn-Proposed, Morgantown
   - Holiday Inn, Morgantown
   - Motel-Proposed, Morgantown
   - Comfort Inn, Princeton
   - Motel-Proposed, Princeton
   - Hotel-Proposed, Wheeling
   - Howard Johnson, Wheeling

  Wisconsin
   - Super 8, Ashland
   - Holiday Inn, Beloit
   - Embassy Suites Hotel-Proposed, Brookfield
   - Marriott-Milwaukee, Brookfield
   - Holiday Inn, Eau Claire
   - Residence Inn, Glendale
   - Granada Royale-Proposed, Green Bay
   - Holiday Inn-Downtown, Green Bay
   - Residence Inn-Proposed, Green Bay
   - Super 8, Janesville
   - Super 8, Kenosha
   - Playboy Resort, Lake Geneva
   - Concourse Hotel, Madison
   - Fairfield Inn, Madison
   - Hampton Inn - East, Madison
   - Hampton Inn - West, Madison
   - Compri Hotel-Proposed, Milwaukee
   - Embassy Suite, Milwaukee
   - Fairfield Inn, Milwaukee
   - Holiday Inn-Airport, Milwaukee
   - Holiday Inn-West, Milwaukee
   - Hotel and Conv. Ctr. East-Proposed, Milwaukee
   - Hyatt Regency, Milwaukee
   - Marc Plaza, Milwaukee
   - Marriott Inn, Milwaukee
   - Omni Suite Hotel-Proposed, Milwaukee
   - Super 8-Airport, Milwaukee
   - Olympia Village Resort, Oconomowoc
   - Scotsland Resort, Oconomowoc
   - Sheraton, Racine
   - Claridge Motor Inn, Rhinelander
   - Super 8, Waukesha
   - Holiday Inn, Wausau
   - Mead Inn, Wisconsin Rapids

  Wyoming
   - Days Inn, Casper
   - Flying L. Skytel, Cody
   - Super 8, Cody
   - Snow King Resort, Jackson
   - Super 8, Jackson
   - Wort Hotel, Jackson
   - Development-Proposed, Jackson Hole
   - Colter Bay Village, Moran
   - Jackson Lake Lodge, Moran
   - Jenny Lake Lodge, Moran
   - Best Western-Bel Air, Rawlins
   - Bridger Inn, Rawlins
   - La Quinta Inn, Rock Springs

  Western Europe

  Belgium
   - Oostkamp Hotel, Bruges
   - Proposed Residence Inn, Brussels
   - SAS Royal Hotel, Brussels

  Denmark
   - Proposed Hotel, Copenhagen

  France
   - The Miramar, Biarritz
   - Chateau D'arc en Barroi, Haute-Marne
   - Le Grand, Paris
   - Royal Monceau, Paris

  Germany
   - Cumberland House, Berlin
   - Munchen Penta Hotel, Munchen

  Holland
   - Carlton - Cannes & Amstel, Amsterdam
   - The Pulitzer Hotel, Amsterdam

  Spain
   - Le Meridien, Barcelona
   - Princess Sophia, Barcelona
   - Hotel Los Monteros, Marbella
   - Incosol Spa & Hotel, Marbella
   - Proposed Hyatt Resort, Marbella

  United Kingdom
   - Copthorne Hotel, Aberdeen
   - Copthorne Hotel, Birmingham
   - Hyatt Regency, Birmingham
   - Holiday Inn, Cambridge
   - Copthorne Hotel, Cardiff
   - Great Eastern Hotel, England
   - Copthorne Hotel, Glasgow
   - Hanbury Manor Hotel, Hertfordshire
   - 47 Park Street, London
   - Bailey's Hotel, London
   - Basil Street Hotel, London
   - Basil Street Hotel, Knightsbridge, London
   - Britannic Tower, London
   - Chelsea Hotel, London
   - Chesterfield Hotel, London
   - Chesterfield Hotel, Mayfair, London
   - Copthorne Hotels, London
   - Copthorne Tara Hotel, London
   - Dorchester Mayfair, London
   - Executive Hotel, London
   - Marriott Hotel, London
   - May Fair, London
   - Plaza Hotel, London
   - Proposed Hotel Conversion, London
   - Proposed Hotel-The City, London
   - Regent Hotel, London
   - Regent London Hotel, London
   - Sheraton Belgravia, London
   - Sheraton Park Tower, London
   - St. James Court Hotel, London
   - The Executive Hotel, London
   - Windsor Hotel, London
   - Copthorne Hotel, Manchester
   - Copthorne Hotel, Newcastle
   - Copthorne Hotel, Slough/Windsor
   - Swallow Hotel, Stockton
   - Copthorne Hotel-Effingham Park, Sussex
   - Copthorne Hotel-Gatwick, Sussex

  Middle East and North Africa

  Egypt
   - Sheraton Anni Cruise Ship,
   - Sheraton Aton Cruise Ship,
   - Sheraton Hotp Cruise Ship,
   - Sheraton Tut Cruise ship,
   - Aswan Oberol Hotel, Aswan
   - Cairo Sheraton Hotel, Cairo
   - Hotel - Proposed, Cairo
   - Lido Hotel, Cairo
   - Meridien Hotel, Cairo
   - Novotel Cairo Airport, Heliopolis, Cairo
   - Proposed Resort Complex, Hurghada
   - Luxor Sheraton Hotel, Luxor
   - Proposed Hotel, Luxor
   - Fayrouz Village Hotel, Sharm El Sheikh, Sinai
   - Coral Village Hotel, Nuweiba, Sinai
   - Hotel - Proposed, Dahab, Sinai
   - Hotel - Proposed, St. Catherine, Sinai

  Greece
   - Athens Hilton & Proposed Hotel, Athens
   - Caravel Hotel, Athens
   - Proposed Sargani Hotel & Bungalows, Halkidiki
   - Rhodes Hotel  -Proposed, Rhodes

  Israel
   - Proposed Inter-Continental Hotel, Tel Aviv

  Lebanon
   - Hotel Market Review, Beruit

  Morocco
   - El Minzah Hotel, Tangier

  Nigeria
   - Proposed Sheraton Hotel, Port Harcourt

  Saudi Arabia
   - Proposed Jeddah Corniche Project, Jeddah

  Tunisia
   - Proposed Hotel, Hammamet

  Turkey
   - Hotel Conrad, Istanbul

  Latin America and the Caribbean

  Bahamas
   - Eleuthera Joint Venture, Eleuthera
   - Cape Eleuthera Island Hotel, Eleuthera Island
   - Eleuthera Joint Venture, Eleuthra
   - The Montague, Nassau
   - Paradise Island Hotel, Paradise Island
   - Resorts Int'l Hotel and Casino, Paradise Island

  Belize
   - Journey's End Caribbean Club, Abergris Caye

  Bermuda
   - Sonesta Hotel, Bermuda

  Brazil
   - Quatro Rodas Hotel, Recife

  Colombia
   - Charleston Hotel - Proposed, Barranquilla
   - Bella Suiza Hotel, Bogota
   - Hotel & Convention Center -Proposed, Cali
   - Cartagena Hilton, Cartagena
   - El Faro de Cartagena Resort Propose, Cartagena
   - Proposed Indian Sea and Sun Resort, Cartagena
   - Hotel De Isleno, San Andres Isla
   - Santamar Hotel, Santa Marta

  Curacao
   - Ramada Renaissance Hotel and Casino,

  Honduras
   - Inn Of The Sun, Guanaja

  Jamaica
   - Holiday Inn-Rose Hall, Montego Bay
   - Americana Eden II, Ocho Rios

  Mexico
   - Posadas de Mexico Hotels,
   - Americana Condesa Del Mar, Acapulco
   - Americana El Presidente Hotel, Acapulco
   - Resort-Proposed, Cabo San Lucas
   - Palacio Del Margus, Chiconcuac
   - Omni Hotel, Ixtapa
   - Fiesta Inn-Proposed, Leon
   - Karmina Place, Manzanillo
   - Hotel - Proposed, Mexico City
   - La Jolla de Mismaloya, Puerta Vallarta

  Netherland Antilles
   - Divi Divi Beach Resort, Aruba
   - Divi Tamarijn Beach Resort, Aruba
   - Golden Anchor, Bonaire
   - Resort Hotel-Proposed, Bonaire
   - Ramada Renaissance Hotel and Casino, Curacao
   - Cupecoy Beach Club Hotel, St. Maarten
   - Dawn Beach Hotel, St. Maarten
   - Dawn Beach Resort, St. Maarten
   - Mullet Bay Resort, St. Maarten
   - Oyster Pond Hotel, St. Maarten

  Puerto Rico
   - Hyatt Dorado Beach Hotel, Dorado
   - Hyatt Regency Cerromar Hotel, Dorado
   - Hotel - Proposed, Fajardo
   - Hotel Puerto Rico, Fajardo
   - Westin Resort-Proposed, Palmer
   - Marriott Resort & Casino-Proposed, Puerto Rico
   - Carib Inn, San Juan
   - Dupont Plaza, San Juan
   - El San Juan Hotel and Casino, San Juan
   - Howard Johnson Hotel, San Juan
   - Marriott - Proposed, San Juan
   - Marriott Update - Proposed, San Juan
   - Sands Hotel and Casino, San Juan

  Virgin Islands
   - Caneel Bay, St. Croix
   - Carambola Beach Resort, St. Croix
   - Hotel - Proposed, St. Croix
   - St. Croix Development, St. Croix
   - Caneel Bay, St. John
   - Pineapple Beach Hotel, St. Thomas
   - Sugar Bay Plantation, St. Thomas
   - Virgin Grand Hotel, St. Thomas
   - Virgin Isle Hotel, St. Thomas
   - Little Dix Bay, Virgin Borda

  Eastern Europe

  Croatia
   - Two Hotels, Dubrovnik

  Czech Republic
   - Voronesh Hotel Complex, Brno
   - Proposed Four Seasons Hotel, Prague

  Hungary
   - Proposed Resort Hotel, Babolna
   - Duna Inter-Continental, Budapest

  Latvia
   - Daugava Hotel-Proposed, Riga
   - Proposed Hotel, Riga

  Poland
   - Holiday Inn, Krakow
   - Marriott Hotel - Proposed, Poznan
   - Proposed Hotel, Poznan
   - Radisson Hotel, Szczecin
   - Bristol Hotel, Warsaw
   - Holiday Inn, Warsaw
   - Orbis Joint Venture, Warsaw
   - Proposed Hotel, Warsaw
   - Sheraton Hotel - Proposed, Warsaw
   - Zakopane Resort Complex, Zakopane

  Russia
   - Kamiennyi Most Hotel & Business, Moscow
   - Savoy Hotel, Moscow

  Asia

  Korea
   - Ultrapolis 3000, Seoul

  Malaysia
   - UP 3000 Hotel-Proposed, Selangor

  Singapore
   - Resort Hotels - Proposed,
   - Ultrapolis 3000, Singapore

  West Indies
   - Proposed Blue Lagoon Resort, St. Martin

Hospitality Valuation Services                                 Mineola, New York
--------------------------------------------------------------------------------

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     HVS
-------------
International
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Hospitality Valuation Services

Industry Leader

Hospitality Valuation Services (HVS) was created in 1980 to satisfy the ever-increasing demand for reliable and well-documented hotel/motel valuations, market studies, and feasibility reports. As the nation's leading real estate appraisal organization devoted exclusively to lodging properties, HVS offers owners, investors, and lenders in-depth valuation and market research expertise.

Our professional staff, operating on a worldwide basis with offices in New York, San Francisco, Miami, Boulder, Vancouver, and London, has appraised more than 4,000 hotels and motels in every state and over 32 foreign countries. Each member of Hospitality Valuation Services is well versed in lodging operations. Most have college degrees in hotel administration as well as actual on-the-job hotel experience. Coupled with intense training in real estate appraisal theory and techniques, we are highly qualified to handle the unique characteristics of hostelry valuations.

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An important feature of our valuation and feasibility services is specialization. Daily exposure on a global basis to a wide variety of hotel transactions and operating statistics, along with actual buyers and sellers, provides the data to thoroughly document our reports.

HVS maintains the industry's largest database of hotel valuation information:

      o     Data on over 4,000 hotel transactions;

      o     Over 3,500 actual financial statements;

      o Thousands of management contracts, franchise agreements, mortgages, leases, and other similar documents;

      o     Personal contacts at every major hotel company;

      o Names and addresses of over 10,000 hotel owners, investors, lenders, and operators.

Hospitality Valuation Services                                 Mineola, New York
--------------------------------------------------------------------------------

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     HVS
-------------
International
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Innovative research in hotel valuation techniques is set forth in the textbooks we authored for the Appraisal Institute, entitled The Computerized Income Approach to Hotel/Motel Market Studies and Valuations and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations. These publications, along with more than 300 articles, are recognized as the authoritative standard for valuing lodging facilities and performing market feasibility studies. In addition, we have developed Hospitality Valuation Software, a computerized package that assists appraisers and consultants in evaluating market trends and preparing financial forecasts.

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With a reputation established by providing highly detailed hotel valuations that are accepted and relied upon by virtually every major hotel owner, lender, and operator, HVS has branched out to offer a full range of consulting services.

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Hospitality Valuation Services is in business for the long-term. We are dedicated to providing our clients with the highest quality consulting services. Should you require assistance in any areas covered by our expertise, please contact any member of our team at (516) 248-8828.

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]
                                Market Study of:

                              RAEFORD-HOKE VILLAGE

                                 234 Cole Avenue
                      Raeford, Hoke County, North Carolina



                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                 April 30, 1997

                 [LETTERHEAD OF O. MARSHALL DODDS COMPANY, INC.]

                                   May 6, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:      Market Study
         Raeford-Hoke Village
         234 Cole Avenue
         Raeford, Hoke County, North Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 30, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 73,530 square feet of leaseable area. The center was constructed in 1982. The anchor tenants are Food Lion and Revco.

The subject property is currently 100 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                            Respectfully submitted,

                                            O. MARSHALL DODDS COMPANY, INC.


                                            /s/ O. Marshall Dodds
                                            ----------------------------------

                                            O. Marshall Dodds, MAI
                                            State Certified General
                                            Real Estate Appraiser (CG-356)

OMD:mm

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Raeford is the county seat of Hoke County. The city is located in the eastern section of North Carolina. The county is bound by Moore County and Hartley County on the north; by Cumberland County on the east; by Robeson County on the south; and Scotland County and portions of Moore County on the west. The Fort Bragg Military Base is located to the north of Raeford and Hoke County. I-95 is located to the east of Fayetteville, which is approximately 20 miles east of Raeford. Lumberton is approximately 30 miles to the southeast. Raleigh is located approximately 75 miles north with Wilmington being 115 miles east. The unemployment rate for Hoke County as of 1994 (most recent) was 7.2% and North Carolina had an unemployment rate of 4.2%. The population of Hoke County in 1995 (most recent) was 27,627 and 8.4 percent of the population were over 65 years of age. The average per capita income was $11,921 in 1993 (most recent).

Neighborhood and Site

The subject neighborhood is located in the western section of Raeford on US Highway #401 Business. The Hoke County High School is located in the subject neighborhood on the south side of Harris Avenue. Country Side Apartments are located across Cole Avenue from the subject property. Other commercial uses include Burger King, Days Inn, McDonald's, Five Star Entertainment (movies), Kentucky Fried Chicken, Hardee's, BP convenience market/self-service gasoline station, Progressive Savings and Loan, ABC Package Store, J's Pizza House, Advance Auto Parts and Subway. Commercial properties are concentrated on the major thoroughfare with residential properties being located off of this thoroughfare. There are a few multi-family properties in the neighborhood. The business district of Raeford is located approximately one and a half miles to the east of the subject property. It is typical of most downtown sections with several municipal buildings. Many of the older buildings have been renovated and are being used as retail stores in the downtown area.

Physical features are as follows:

1.  Size                           9.31 acres or 405,544 square feet

2.  Identity                       234 Cole Avenue
                                   TMS 9424-12-01-119

3.  Shape                          irregular

4.  Topography                     generally level

5.  Accessibility                  good from either direction

6.  Utilities                      municipal

Physical Description

Building features are as follows:

1.  Size (net)                     73,530 square feet

2.  Layout & Design                1 story-food store, drug store, three shops

3.  Parking Spaces                 366
                                   4.98 per 1,000 square feet of net area

4.  Construction                   brick and glass front with concrete block
                                   on side and rear and metal seamed roof

Market Position and Marketability Conclusions

The City of Raeford contains two retail centers. In addition to the subject, the Edinborough Center is located on Harris Avenue at Main Street. It was built in 1973 and contains five stores that have an average rental rate of $4.00. There is a Family Dollar store located across the street from this center. No new properties are under construction or planned for this area at this time. Since there are no other centers in Raeford rentals from the surrounding cities were used in this market study.

Red Springs is located to the southeast of Raeford. The Red Springs Commons is a new center and the only center in Red Springs. It contains 40,450 square feet and is located at the intersection of Highway #211 and McArthur Street. This is a neighborhood center that contains four stores and first opened in 1996. It currently operates at 100 percent occupancy. The shops are rented at $8.00 per square foot.

Fayetteville is approximately 30 miles from subject. Westin Centre is located on the outskirts of Fayetteville towards Raeford just off of US Highway #211 on Cliffdale Road. Food Lion and Revco are the anchor tenants in this center that was built in 1995. It contains 75,000 square feet of space and is currently 100 percent occupied with outlots for lease. Shops are rented at $12.00 per square foot with $1.00 for CAM.

Lumberton is approximately 30 miles to the southeast of Raeford and centered around I-95. The Lumber River Village is located in Lumberton and contains 56,500 square feet. It was constructed in 1985 and expanded in 1987. Food Lion and Revco Drugs are the anchor tenants in this center. Occupancy is currently at 100 percent. The rental range is from $5.40 to $7.00 per square foot.

The subject property is in the middle of the neighborhood being located on US Highway #401 Business. The location of subject is convenient to the single family dwellings that are located throughout the neighborhood. US Highway #401 is the major traffic artery running through the area. The Hoke County High School is located in the subject neighborhood as well as the Army National Guard.

The Raeford-Hoke Village has three stores with rental rates ranging from $3.00 to $6.50 per square foot. These are thought to be reasonable rental rates for the neighborhood because this center is located in more heavily traveled area of Raeford and is newer than the other comparable located in Raeford.

The rental rate for the Food Lion is $6.41 per square foot while the rental rate for the Revco Drug Store is $6.38 per square foot. Overage rentals are being received from both of these anchor tenants.

The subject property is presently operating at a high occupancy rate. The location of subject is strategic within the neighborhood and convenient to the shoppers throughout the neighborhood.

Trends

The subject property is located in the western section of Raeford. The neighborhood is continuing to develop and contains several single family dwellings. Commercial developments are located along the major traffic arteries.

The demand and desirability for the neighborhood has been good. All trends are favorable at this time and expected to continue.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

================================================================================
I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                     SUBJECT            COMPARABLE 1          COMPARABLE 2          COMPARABLE 3
                                     -------            ------------          ------------          ------------
1.  Identification

    a.  Name                   Raeford-Hoke Village  Edinborough Center    Red Springs Commons   Westin Centre
                               --------------------  --------------------  --------------------  --------------------
    b.  Street                                       Harris Avenue at      Highway #211 at
                               234 Cole Avenue       Main Street           McArthur Street       9535 Cliffdale Road
                               --------------------  --------------------  --------------------  --------------------
    c.  City                   Raeford, NC           Raeford, NC           Red Springs, NC       Fayetteville, NC
                               --------------------  --------------------  --------------------  --------------------
    d.  Distance from subject  N/A                   2 miles               12 miles              18 miles
                               --------------------  --------------------  --------------------  --------------------
    e.  Contact                                                            Deborah Morrow,
                               Edens Avant, Inc.     ARCO Realty           Zimmer Development    Rob Neill, President
                               --------------------  --------------------  --------------------  --------------------
    f.  Phone                  (803) 779-4420        (910)273-3767         (910) 763-4669        (704) 643-9933
                               --------------------  --------------------  --------------------  --------------------
2.  Attributes

    a.  Year built             1982                  1973                  1996                  1995
                               --------------------  --------------------  --------------------  --------------------
    b.  Net sq. Ft.            73,530                52,600                40,450                75,000
                               --------------------  --------------------  --------------------  --------------------
    c.  # building             1                     1                     1                     1
                               --------------------  --------------------  --------------------  --------------------
    d.  # stories              1                     1                     1                     1
                               --------------------  --------------------  --------------------  --------------------
    e.  Avg. Floor plate size
         (sq. Ft.), if office  N/A                   N/A                   N/A                   N/A
                               --------------------  --------------------  --------------------  --------------------
    f.  # elevators            N/A                   N/A                   N/A                   N/A
                               --------------------  --------------------  --------------------  --------------------
    g.  Parking                Adequate              Adequate              Adequate              Adequate
                               --------------------  --------------------  --------------------  --------------------
    h.  Construction Type      Brick/Concrete Block  Brick/Concrete Block  Brick/Concrete Block  Brick/Concrete Block
                               --------------------  --------------------  --------------------  --------------------
    I.  Vacancy %              0%                    0%                    0%                    0%
                               --------------------  --------------------  --------------------  --------------------
    j.  Anchors, if Retail                           Bo's Supermarket,
                               Food Lion, Revco      Maxway                Food Lion, Revco      Food Lion, Revco
                               --------------------  --------------------  --------------------  --------------------

                                      COMPARABLE 4
                                      ------------
1.  Identification

    a.  Name                     Lumber River Village
                                 -----------------------
    b.  Street                   US Highway #301
                                 at I-95
                                 -----------------------
    c.  City                     Lumberton, NC
                                 -----------------------
    d.  Distance from subject    30 miles
                                 -----------------------
    e.  Contact                  Ann Coffman,
                                 Leasing Agent
                                 -----------------------
    f.  Phone                    (704) 525-8700
                                 -----------------------
2.  Attributes

    a.  Year built               1985, Expanded 1987
                                 -----------------------
    b.  Net sq. Ft.              56,500
                                 -----------------------
    c.  # building               1
                                 -----------------------
    d.  # stories                1
                                 -----------------------
    e.  Avg. Floor plate size
         (sq. Ft.), if office    N/A
                                 -----------------------
    f.  # elevators              N/A
                                 -----------------------
    g.  Parking                  Adequate
                                 -----------------------
    h.  Construction Type        Brick/Concrete Block
                                 -----------------------
    I.  Vacancy %                0%
                                 -----------------------
    j.  Anchors, if Retail
                                 Food Lion, Revco
                                 -----------------------

Comments:   Comparables #2, #3 and #4 are located outside of subject
            neighborhood because there are only two centers in Raeford.
            Comparable #1 is older than subject with expansions having been completed in 1987 to Comparable #4. All of the comparables are experiencing 100 percent occupancy rates at this time.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

================================================================================
B.  RENTAL INFORMATION

                                       SUBJECT             COMPARABLE 1         COMPARABLE 2         COMPARABLE 3
                                       -------             ------------         ------------         ------------
1.  Asking Rental Rate

     a.  Anchor Space            N/A                    N/A                  N/A                  N/A
                                 ---------------------  -------------------  -------------------  -------------------
     b.  Shop Space              $3.00 - $6.50          $4.00 - $6.00        $8.00                $12.00
                                 ---------------------  -------------------  -------------------  -------------------
2.  Lease Type (Gross/Net)       Triple Net             Triple Net           Triple Net           Triple Net
                                 ---------------------  -------------------  -------------------  -------------------
3.  Rent Concessions             None                   None                 None                 None
                                 ---------------------  -------------------  -------------------  -------------------
4.  Effective Rent               $3.00 - $6.50          $4.00 - $6.00        $8.00                $12.00
                                 ---------------------  -------------------  -------------------  -------------------
5.  TI Allowance                 None                   None                 None                 None
                                 ---------------------  -------------------  -------------------  -------------------
6.  Expense Stop                 None                   None                 None                 None
                                 ---------------------  -------------------  -------------------  -------------------
7.  Length of Lease Term         6 to 10 years (shops)  3 - 5 years (shops)  3 - 5 years (shops)  3 - 5 years (shops)
                                 ---------------------  -------------------  -------------------  -------------------
8.  Commissions                  5.00% - 7.00%          5.00% to 7.00%       5.00% - 7.00%        5.00% to 7.00%
                                 ---------------------  -------------------  -------------------  -------------------
9.  Percentage Rent                                     Bo's Supermarket,
      (per lease terms)          Food Lion, Revco       Maxway               Food Lion, Revco     Food Lion, Revco
                                 ---------------------  -------------------  -------------------  -------------------
10. Historical Annual
      Absorption/sq.ft.          N/A                    N/A                  N/A                  N/A

                                 ---------------------  -------------------  -------------------  -------------------
11. Annual Operating
Expense  psf (Including
taxes)                           N/A                    N/A                  N/A                  N/A

                                 ---------------------  -------------------  -------------------  -------------------

C.  RANK RELATIVE TO
    SUBJECT

    (inferior, similar,
    superior)                    N/A                    Inferior             Similar              Similar

                                 ---------------------  -------------------  -------------------  -------------------

                                        COMPARABLE 4
                                        ------------
1.  Asking Rental Rate

     a.  Anchor Space              N/A
                                   ----------------------
     b.  Shop Space                $5.40 - $7.00
                                   ----------------------
2.  Lease Type (Gross/Net)         Triple Net
                                   ----------------------
3.  Rent Concessions               None
                                   ----------------------
4.  Effective Rent                 $5.40 - $7.00
                                   ----------------------
5.  TI Allowance                   None
                                   ----------------------
6.  Expense Stop                   None
                                   ----------------------
7.  Length of Lease Term           3 - 5 years (shops)
                                   ----------------------
8.  Commissions                    5.00% to 7.00%
                                   ----------------------
9.  Percentage Rent
      (per lease terms)            Food Lion, Revco
                                   ----------------------
10. Historical Annual
      Absorption/sq.ft.            N/A

                                   ----------------------
11. Annual Operating
Expense  psf (Including
taxes)                             N/A

                                   ----------------------

C.  RANK RELATIVE TO
    SUBJECT

    (inferior, similar,
    superior)                      Similar

                                   ----------------------

D. EXPLAIN RANKING/COMMENTS:  Subject is located in a more heavily traveled and newer area of Raeford than Comparables #1. Also, Comparable #1 is older than subject therefore it is ranked inferior. Comparable #2 is ranked similar to subject because it is located in a small town such as subject and even though it is a newer center, Comparable #2 is smaller than subject. The rental rates that are being received are slightly higher than those of subject. The other shopping centers have been rated as similar and are thought to be so with subject. Comparables #2, #3 and #4 also have the same anchor tenants as subject.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================

                               [GRAPHIC OMITTED]

Name:                               Edinborough Center
Location:                           Harris Avenue at Main Street
                                    Raeford, NC
Year Built:                         1973
Total Size:                         52,600 SF
Vacant Space:                       None
Vacancy Rate:                       0%
Rental Rate Range:                  $4.00 - $6.00 (estimated - leasing agent
                                    declined to reveal rental rates)
Tenant Expenses:                    Triple Net

Remarks: Bo's Supermarket and Maxway are the major tenants. Located on Harris Avenue and Main Street in a less desirable area of Raeford.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]

Name:                               Red Springs Commons
Location:                           Highway #211 at McArthur Street
                                    Red Springs, NC
Year Built:                         1996
Total Size:                         40,540 SF
Vacant Space:                       None
Vacancy Rate:                       0%
Rental Rate Range:                  $8.00
Tenant Expenses:                    Triple Net

Remarks:                            Major tenants are Food Lion and Revco.
                                    This is the only center in Red Springs and has recently been constructed. It has operated at a high occupancy rate.

Comparable Rental No. 3
================================================================================

                               [GRAPHIC OMITTED]

Name:                               Westin Centre
Location:                           9535 Cliffdale Road
                                    Fayetteville, NC
Year Built:                         1995
Total Size:                         75,000 SF
Vacant Space:                       None
Vacancy Rate:                       0%
Rental Rate Range:                  $12.00 plus $1.00 per square foot for CAM
                                    which includes real estate taxes and hazard insurance.

Tenant Expenses:                    Triple Net

Remarks: This center was built in 1995. Food Lion and Revco Drugs are the anchor tenants. This center has operated at a high occupancy level since opening.

Comparable Rental No. 4
================================================================================

                               [GRAPHIC OMITTED]

Name:                               Lumber River Village
Location:                           US Highway #301 at I-95
                                    Lumberton, NC
Year Built:                         1985, Expanded 1987
Total Size:                         56,500 SF
Vacant Space:                       None
Vacancy Rate:                       0%
Rental Rate Range:                  $5.40 - $7.00
Tenant Expenses:                    Triple Net

Remarks: This center was expanded in 1987. Food Lion and Revco are the anchor tenants in the center. Lumber River Village is located in close proximity to I-95 which is a heavily traveled interstate running in a north/south direction.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

================================================================================
II.  SALES COMPARABLES

                                        SUBJECT             COMPARABLE 1          COMPARABLE 2             COMPARABLE 3
                                        -------             ------------          ------------             ------------
1.   Identification

     a.  Name                    Raeford-Hoke Village  St. Andrews Crossing  Eastage Shopping Center  One Norman Center
                                 --------------------  --------------------  -----------------------  -----------------------
     b.  Street Address                                                      NWC Whiskey Rd. &        19706 One Norman
                                 234 Cole Avenue       817 St. Andrews Road  Eastgate Dr.             Blvd.
                                 --------------------  --------------------  -----------------------  -----------------------
     c.  City                    Raeford, NC           Columbia, SC          Aiken, SC                Cornelius, NC
                                 --------------------  --------------------  -----------------------  -----------------------
     d.  Distance from Subject   N/A                   150 miles             200 miles                120 miles
                                 --------------------  --------------------  -----------------------  -----------------------
2.  Attributes

     a.  Year Built              1982                  1994                  1995                     1993
                                 --------------------  --------------------  -----------------------  -----------------------
     b.  Net sq. feet            73,530                66,910 SF             75,716 SF                54,185 SF
                                 --------------------  --------------------  -----------------------  -----------------------
     c.  # Buildings              1                     1                     1                        1
                                 --------------------  --------------------  -----------------------  -----------------------
     d.  # of Stories             1                     1                     1                        1
                                 --------------------  --------------------  -----------------------  -----------------------
     e.  Vacancy %                0%                    0%                    7.21%                    6.98%
                                 --------------------  --------------------  -----------------------  -----------------------
3.  Sales Information

     a.  Sales Price             N/A                   $6,550,000            $6,675,000               $4,650,000
                                 --------------------  --------------------  -----------------------  -----------------------
     b.  Sales Price PSF         N/A                   $97.89                $88.16                   $85.82
                                 --------------------  --------------------  -----------------------  -----------------------
     c.  Cap. Rate               N/A                   9.69%                 9.86%                    9.68%
                                 --------------------  --------------------  -----------------------  -----------------------
     d.  Date                    N/A                   05-25-94              09-28-95                 10-12-95

                                 --------------------  --------------------  -----------------------  -----------------------
     e.  NOI at time of Sale     N/A                   $634,797              $782,704                 $474,591
                                 --------------------  --------------------  -----------------------  -----------------------
4.  Rank Relative to Subject
    (inferior, similar,
    superior)                    N/A                   Superior              Similar                  Similar
                                 --------------------  --------------------  -----------------------  -----------------------

                                           COMPARABLE 4
                                           ------------
1.   Identification

     a.  Name                         Paw Creek Commons
                                      -----------------------
     b.  Street Address               E/S Little Rock Road
                                      at Freedom Drive
                                      -----------------------
     c.  City                         Charlotte, NC
                                      -----------------------
     d.  Distance from Subject        110 miles
                                      -----------------------
2.  Attributes

     a.  Year Built                   1996
                                      -----------------------
     b.  Net sq. feet                 66,050 SF
                                      -----------------------
     c.  # Buildings                   1
                                      -----------------------
     d.  # of Stories                  1
                                      -----------------------
     e.  Vacancy %                     2.73%
                                      -----------------------
3.  Sales Information

     a.  Sales Price                  $5,384,000
                                      -----------------------
     b.  Sales Price PSF              $77.52
                                      -----------------------
     c.  Cap. Rate                    9.61%
                                      -----------------------
     d.  Date                         03-25-97

                                      -----------------------
     e.  NOI at time of Sale          $517,412
                                      -----------------------
4.  Rank Relative to Subject
    (inferior, similar,
    superior)                         Superior
                                      -----------------------

Explain Ranking/Comments:           Comparables #1 and #4 are ranked superior to
                                    subject. The reason for this is because of the location of these comparables being superior to subject. Also, these comparables are newer than subject. Comparable # 3 is located in a commercial area that is approximately the same size as subject and is similar. However, Comparable #3 is smaller than subject.

COMPARABLE SHOPPING CENTER SALES

Comparable Sale No. 1
================================================================================

                               [GRAPHIC OMITTED]

TMS                       6012 -1 -1
NAME                      St. Andrews Crossing
LOCATION                  St. Andrews Road and I-26, Columbia, SC
GRANTOR                   Hayley-Redd, L.P.
GRANTEE                   F.A.C. Properties
DEED REFERENCE            Book 1199, Page 331
DATE                      May 25, 1994
SALES PRICE               $6,550,000
ADJUSTED SALES PRICE      $6,550,000
SIZE BUILDING             66,910
SALES PRICE PER S.F.      $97.89
SIZE LAND (ACRES)         8.08
SIZE LAND (S.F.)          351,965
YEAR BUILT                1994
LAND/BUILDING RATIO       5.26 To 1
UTILITIES                 All available
VERIFICATION              Deed
ZONING                    Commercial
FINANCING                 Market
EFFECTIVE GROSS INCOME    $686,905
EGIM                      9.54
NET OPERATING INCOME      $634,797
OVERALL RATE              9.69%
VERIFICATION              Public Records
TYPE OF PURCHASER         Private Investor

COMMENTS This was an arms length sale. This neighborhood shopping center is anchored by Kroger and is located in a good commercial area with good accessibility and fair exposure. The construction is brick veneer and concrete block.

(503)

Comparable Sale No. 2
================================================================================

                               [GRAPHIC OMITTED]

NAME                      Eastgate Shopping Center
LOCATION                  Northwest Corner  of Whiskey  Road and Eastgate Drive,
                          Aiken, SC
GRANTOR                   PDG Aiken Partners, LP
GRANTEE                   Southeast U.S. Retail, LP
DATE                      Sep 28, 1995
SALES PRICE               $6,675,000
SIZE BUILDING             75,716
SALES PRICE PER S.F.      $88.16
SIZE LAND (ACRES)         8.79
SIZE LAND (S.F.)          382,892
YEAR BUILT                1995
LAND/BUILDING RATIO       5.06 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $782,704
EFFECTIVE GROSS INCOME    $782,704
GROSS INCOME MULTIPLE     8.53
EGIM                      8.53
NET OPERATING INCOME      $657,896
OVERALL RATE              9.86%
TYPE OF PURCHASER         Private Investor
COMMENTS                  Part of a portfolio of Publix anchored shopping
                          centers being purchased in the Southeast. This center
                          is located adjacent to the Aiken Mall. Publix is the
                          major tenant occupying 57,348 square feet (75.7
                          percent). Most of the local tenants are on 5 year
                          leases, with rental rates generally ranging from $8.00
                          to $13.00 per square foot. This is a neighborhood
                          shopping center with stucco and brick exterior that
                          was constructed in early 1995. Parking is considered
                          adequate. The occupancy at the time of sale was 95
                          percent.
(643)

Comparable Sale No. 3
================================================================================

                               [GRAPHIC OMITTED]

NAME                      One Norman Center
LOCATION                  19706 One Norman Boulevard, Cornelius, Mecklenburg
                          County, NC
GRANTOR                   One Norman Center, LP
GRANTEE                   Lucky Realty
DEED REFERENCE            Book 8325, Page 721
DATE                      Oct 12, 1995
SALES PRICE               $4,650,000
SIZE BUILDING             54,185
SALES PRICE PER S.F.      $85.82
SIZE LAND (ACRES)         5.69
SIZE LAND (S.F.)          247,856
YEAR BUILT                1993
LAND/BUILDING RATIO       4.57 To 1
UTILITIES                 All Public
VERIFICATION              Public Records
ZONING                    CUB-2
FINANCING                 Cash to Seller
GROSS POTENTIAL INCOME    $474,591
EFFECTIVE GROSS INCOME    $474,591
GROSS INCOME MULTIPLE     9.80
EGIM                      9.80
NET OPERATING INCOME      $450,188
OVERALL RATE              9.68%
TYPE OF PURCHASER         Private Investor
COMMENTS                  This is a neighborhood center with Bi-Lo as the major
                          tenant (42,680 SF). Locals include Blockbuster Video,
                          El Cancun Restaurant, Papa John's Pizza, Baskin
                          Robbins. The rent for Bi-Lo is $8.25 per square foot;
                          local shops range from $10.50 to $13.00 per square foot. Triple net lease.

(716)

Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]

TMS                       59 -231 -22 ,23 pt.
NAME                      Paw Creek Commons
LOCATION                  East side of Little Rock Road  at Freedom Drive,
                          Charlotte, NC
GRANTOR                   Paw Creek, LLC
GRANTEE                   Frastacky and Associates
DATE                      Mar 25, 1997
SALES PRICE               $5,120,000
ADJUSTED SALES PRICE      $5,384,000
SIZE BUILDING             66,050
SALES PRICE PER S.F.      $77.52
SIZE LAND (ACRES)         9.82
SIZE LAND (S.F.)          427,759
YEAR BUILT                1996
LAND/BUILDING RATIO       6.48 To 1
UTILITIES                 Municipal
VERIFICATION              Public Records
ZONING                    CC, Commercial Center
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $568,840
EFFECTIVE GROSS INCOME    $552,054
GROSS INCOME MULTIPLE     9.00
EGIM                      9.27
NET OPERATING INCOME      $517,412
OVERALL RATE              9.61%
TYPE OF PURCHASER         Private Investor
COMMENTS                  The overall rate of 10.10 percent has been adjusted
                          down by 50 basis points since the sales contract is pre-construction. The major tenants are Winn Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. Anchor income is 79.41 percent of gross income.

(793)

ADDENDA

o     Hoke County Demographics
o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

USA COUNTIES 1996
Geographic Area: Hoke, NC (37093)
Table:      GENERAL PROFILE
--------------------------------------------------------------------------------
POPULATION AND HOUSING (Bureau of the Census)
  Total resident population:
     1995 ..........................................................      27,627
        Percent 65 years and over ..................................         8.4
     1990 ..........................................................      22,856
     1980 ..........................................................      20,383
  Occupied housing units, 1990 .....................................       7,405
    Percent owner occupied .........................................        75.3
BIRTHS AND DEATHS (National Center for Health Statistics)
  Births, 1993 .....................................................         413
    Per 1,000 resident population ..................................        16.5
    Percent to mothers under 20 years of age .......................        24.2
  Deaths, 1993 .....................................................         190
    Per 1,000 resident population ..................................         7.6
  Infant deaths per 1,000 live births, 1993 ........................        14.5
EDUCATION (Bureau of the Census)
  Persons 25 years and over, 1990 ..................................      13,267
    Percent high school graduates ..................................        55.7
    Percent college graduates ......................................         8.4
LABOR FORCE (Bureau of Labor Statistics)
  Civilian labor force, 1994 .......................................       9,770
    Percent unemployed .............................................         7.2
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
  Total establishments, 1993 .......................................         271
    Percent retail trade ...........................................        33.6
    Percent services ...............................................        31.0
  Paid employees, 1993 (pay period including March 12) .............       5,309
  Annual payroll, 1993 ($1,000) ....................................      92,106
PERSONAL INCOME (Bureau of Economic Analysis)
  Total personal income, 1993 ($1,000) .............................     299,056
    Per capita (dollars) ...........................................      11,921
AGRICULTURE (Bureau of the Census)
  Number of farms, 1992 ............................................         173
    Land in farms as percent of total land .........................          23
RETAIL TRADE (Bureau of the Census)
  Retail sales, 1992 ($1,000) ......................................      60,964
    Per capita (dollars) ...........................................       2,541
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
  Number of offices, June 30, 1994 .................................           4
    Total deposits ($1,000) ........................................      69,940
SOCIAL PROGRAMS (Social Security Administration)
  Total Social Security recipients, December 1993 ..................       3,280
    Retired workers ................................................       1,660
  Supplementary Security Income recipients, December 1994 ..........         813
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
 Total direct expenditures or obligations per capita:
    1994 (dollars) .................................................       2,336
    1990 (dollars) .................................................       1,873
--------------------------------------------------------------------------------
(NA) Not available. (D) Avoid disclosure of confidential information.
(X) Not applicable. (S) Does not meet publication standards.
(Z) Value > 0 but < half unit of measure shown.
NOTE: 0 data may indicate geographic/data footnotes.

Source: U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

                               [GRAPHIC OMITTED]

                             Comparable Rentals Map

                               [GRAPHIC OMITTED]

                              Comparable Sales Map

                               [GRAPHIC OMITTED]

                                 Building Sketch

Date: 04/08/97                                                          Page 142
                               EDENS & AVANT, INC.
                             Retai1 Custom Rent Roll

Property:  RAEFORD-HOKE VILLAGE
           234 COLE AVENUE
           RAEFORD, NC  28376-0000

Column Legends:
      Tenant/Property MISC column: K - Kiosk  P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index


--------------------------------------------------------------------------------------------------------------------
                TENANT AND PROPERTY INFORMATION                       LEASE TERM                  RENT INFORMATION
                                                                                       per                   Annual
Tenant Name                       Unit #  Sq Feet  Misc       From       To     MTM   SF/YR      Begin     Base Rent
--------------------------------------------------------------------------------------------------------------------
B.C. MOORE & SONS INC.
MOORE'S                           678-      10     20,800    10/13/94  10/31/04        3.00     11/01/94   62,400.00
--------------------------------------------------------------------------------------------------------------------
FOOD LION #127                    678-      20     31,880    08/01/95  07/31/15        2.77     02/01/83   88,269.96
                                                                                       3.50     02/10/94  111,669.96
                                                                                       6.41     08/01/95  204,369.96
                                                                                       0.00                     0.00
--------------------------------------------------------------------------------------------------------------------
REVCO #4313
REVCO DISCOUNT DRUG CENTERS I     678-      30      8,450    12/01/82  11/30/02        0.00                     0.00
                                                                                       5.50     01/01/83   46,474.92
                                                                                       6.38     04/01/95   53,886.24
--------------------------------------------------------------------------------------------------------------------
SUPER 10 STORE #195
VARIETY WHOLESALERS, INC.         678-      40      6,000    05/01/94  04/30/00        3.00     05/01/91   18,000.00
                                                                                       0.00                     0.00
                                                                                       4.25     05/01/94   25,500.00
                                                                                       4.68     05/01/97   28,080.00
--------------------------------------------------------------------------------------------------------------------
CATO CORPORATION #210
CATO                              678-      60      6,400    08/01/94  01/31/00        3.34     11/01/90   21,396.00
                                                                                       0.00                     0.00
                                                                                       6.50     12/01/94   41,600.04
                                                                                       0.00                     0.00
--------------------------------------------------------------------------------------------------------------------
  Square Feet:  Occupied. .....  73,530      Current Annual Base Rent 387,756.24
                Available .....       0
                Total .........  73,530


-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                     RENEWAL OPTIONS                    PERCENT RENT
                                Tax   Base   Ins   Base     CAM   Base                         per           Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov  Year    Recov  Year    Beqin      End      SF/YR   Typ               Over    Brk
-----------------------------------------------------------------------------------------------------------------------------------
B.C. MOORE & SONS INC.          None    0    None    0     None     0    11/01/04  10/31/09    3.30          2.00     2,000,000
MOORE'S
-----------------------------------------------------------------------------------------------------------------------------------
FOOD LION #127                  PRS  1983    None    0     Full     0    08/01/15  07/31/20    6.55          1.00    20,437,000
                                                                         08/01/20  07/31/25    6.68          1.00     7,735,000
                                                                         08/01/25  07/31/30    6.82          1.00             0
                                                                         08/01/30  07/31/35    6.96          1.00             0
-----------------------------------------------------------------------------------------------------------------------------------
REVCO #4313
REVCO DISCOUNT DRUG CENTERS I   PRS  1983    PRS  1988     Full     0    12/01/97  11/30/02    6.37          2.00     1,267,500
                                                                         12/01/02  11/30/07    6.88          2.00             0
                                                                         12/01/07  11/30/12    7.32          2.00             0
-----------------------------------------------------------------------------------------------------------------------------------
SUPER 10 STORE #195
VARIETY WHOLESALERS, INC.       PRS  1987    PRS  1987     Full     0    05/01/97  04/30/00    4.68          2.50       960,000
                                                                                               0.00          2.50             0   Y
                                                                                               0.00          2.50     1,020,000   Y
                                                                                               0.00          2.50     1,123,200   Y
-----------------------------------------------------------------------------------------------------------------------------------
CATO CORPORATION #210           Full    0    Full    0     Full     0    02/01/00  01/31/05    7.00          5.00     1,040,000
CATO                                                                     02/01/05  01/31/10    7.50          4.00             0   Y
                                                                         02/01/10  01/31/15    8.00          4.00     1,040,000   Y
                                                                                               0.00          4.00             0   Y

PHOTOGRAPHS OF SUBJECT PROPERTY

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                    [US Highway #401 Business - Facing North]


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                    [US Highway #401 Business - Facing South]

                               [GRAPHIC OMITTED]

                           [Cole Avenue - Facing West]


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                         [Cole Avenue - Facing Subject]

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                [Cole Avenue - In Front of Subject - Facing East]


                               [GRAPHIC OMITTED]

                             [Subject - Front View]

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                              [Subject - Side View]


                               [GRAPHIC OMITTED]

                              [Subject - Rear View]

                               [GRAPHIC OMITTED]

                              [Subject - Rear View]

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                                Market Study of:

                                EDGECOMBE SQUARE
                                 SHOPPING CENTER

                           1102-1110 Western Boulevard
                    Tarboro, Edgecombe County, North Carolina

                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                 April 28, 1997

                [LETTERHEAD OF O. MARSHALL DODDS COMPANY, INC.]


                                   May 5, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:      Market Study
         Edgecombe Square Shopping Center
         1102-1110 Western Boulevard
         Tarboro, Edgecombe County, North Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 28, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 85,740 square feet of leaseable area. The center was constructed in 1990 and the anchor tenants are Food Lion and Revco. Roses vacated a 50,040 square foot store and Food Lion is negotiating with the owners to expand into the former Roses space as of the date of this market study. The subject property is currently 41.64 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                            Respectfully submitted,

                                            O. MARSHALL DODDS COMPANY, INC.


                                            /s/ O. Marshall Dodds
                                            ----------------------------------

                                            O. Marshall Dodds, MAI
                                            State Certified General
                                            Real Estate Appraiser (CG-356)

OMD:mm

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Tarboro is the county seat of Edgecombe County. Being situated on the Tar River, the city is at the intersection of US Highway #64 and #258 in eastern North Carolina. From Tarboro, the capital city of Raleigh is approximately 65 miles southwest and Charlotte is approximately 240 miles to the southwest. The unemployment rate for Edgecombe County as of 1994 (most recent) was 6.8% and North Carolina had an unemployment rate of 4.0%. The population of Edgecombe County in 1995 was 56,371 and 12.8 percent of the population was over 65 years of age. The average per capita income was $15,432 in 1993 (most recent). Industry and agricultural play an important role in the Edgecombe County economy. Retail sales in the county totaled $366 million in 1995. Also, 56 percent of the land in the county is attributed to farming.

Neighborhood and Site

The subject neighborhood is located in the Town of Tarboro near the intersection of Western Boulevard and Howard Avenue. The Tarboro High School is located at this intersection. Westgate Nursing Home is located across Western Boulevard from the subject property. The Parkhill Mall is also located in the neighborhood. Other commercial uses include Kentucky Fried Chicken, Golden Corral, Advance Auto Parts, Beverly Health Care Center (in the rear of subject), Burger King, and an Amoco convenience market/self-service gasoline station. Commercial properties are concentrated around the intersection of Western Boulevard and Howard Avenue with residential properties being located off of these thoroughfares. Subdivisions in the area include Edgecombe Hills, Barrington Woods, Clifton Ridge, Woodgreen, Speight Forest, Sunset Estates, Fairview and others. Multi-family projects include Deerridge Apartments, Edgewood Place, Georgetown Apartments, Hendrix Park and others. The Sprint Communications Facility is also located in the neighborhood along Western Boulevard approximately 1/2 a block from the subject property. Several medical facilities are concentrated around the intersection of Hospital Drive and North Main Street. Also, a BB&T branch bank is currently under construction as of the date of this market study. The Edgecombe Community College is located on Wilson Street to the west of subject property. The business district of Tarboro is located approximately two miles to the east of the subject property. It is typical of most downtown sections with several municipal buildings. Many of the older buildings have been renovated and are being used as retail stores and restaurants in the downtown area. The Albemarle Retirement Center is also located in downtown Tarboro at the intersection of Trade Street and Grandville Street.

Physical features are as follows:

1.  Size                              9.62 acres or 419,047 square feet

2.  Identity                          1102-1110 Western Boulevard
                                      TMS 4728-64-6676-00

3.  Shape                             irregular

4.  Topography                        generally level

5.  Accessibility                     good from either direction

6.  Utilities                         municipal

Physical Description

Building features are as follows:


1.  Size (net)                        85,740 square feet

2.  Layout & Design                   1 story-food store, drug store, two shops

3.  Parking Spaces                    506
                                      5.90 per 1,000 square feet of net area

4.  Construction                      brick and glass front with concrete block
                                      on side and rear and metal seamed roof

Market Position and Marketability Conclusions

The Tarboro area contains four retail structures. Parkhill Mall measures 213,000 square feet and is located at the intersection of Western Boulevard and Howard Avenue which is one block north of subject. Renovations to the front of the building are being made as of the date of this market study. Pic-N-Pay recently relocated from a small store to a larger store in this center. Also, the Fairview Shopping Center is located on North Main Street and it contains 60,000 square feet with one vacant store. The Tarboro Shopping Center is located on St. Andrews Street and contains approximately 120,000 square feet. Food Lion is expected to expand its store in this center to 32,000 square feet by the spring of 1997. No new properties are under construction or planned for this area at this time.

The subject property is in the middle of the neighborhood being around the intersection of Western Boulevard and Howard Avenue. The location of subject is convenient to the single family and multi-family dwellings that are located throughout the neighborhood. Western Boulevard and Howard Avenue are the major traffic arteries running through the area. The Parkhill Mall is located approximately 1/2 a block from subject. This center has Belk and K-Mart as the major tenant and the rental rate for the shops ranges from $3.00 to $7.00 per square foot. The anchor tenant in the Fairview Shopping Center is Piggly Wiggly. The rental rate for the shops ranges from $2.00 to $7.00 per square foot. The major tenants in the Tarboro Shopping Center are Food Lion and Eckerd Drug Stores. The rental rate for the shops ranges from approximately $2.00 to $7.00 per square foot.

The subject property has two shops with rental rates of $8.00 and $9.66 per square foot. These are thought to be reasonable rental rates for the neighborhood because this is a newer center and it is located in a more desirable area of Tarboro.

The rental rate for the Food Lion is $6.00 per square foot while the rental rate for the Revco Drug Store is $8.00 per square foot. Overage rentals are being received from both of these anchor tenants.

The subject property is presently operating at a low occupancy rate since the Roses store was vacated. However, it is thought that Food Lion will negotiate a new contract to expand into the former Roses space. The location of subject is strategic within the neighborhood and convenient to the shoppers throughout the neighborhood.

Trends

The subject property is located in the eastern section of Tarboro. The neighborhood is continuing to develop and contains several single family and multi-family dwellings. Commercial developments are located along the major traffic arteries. The Tarboro High School and Edgecombe Community College are located in the neighborhood.

The demand and desirability for the neighborhood has been good. All trends are favorable at this time and expected to continue.

                                                PROPERTY INSPECTION FORM
                                                      COMMERCIAL


I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                        SUBJECT               COMPARABLE 1               COMPARABLE 2              COMPARABLE 3
                                        -------               ------------               ------------              ------------
1.  Identification

     a.  Name                    Edgecombe Square        Parkhill Mall             Fairview SHC               Tarboro SHC
                                 ----------------------  ------------------------  -------------------------  ----------------------
     b.  Street                  1102-1110 Western                                                            St. Andrews St. &
                                 Boulevard               Western Boulevard         North Main Street          Hope Lodge
                                 ----------------------  ------------------------  -------------------------  ----------------------
     c.  City                    Tarboro, NC             Tarboro, NC               Tarboro, NC                Tarboro, NC
                                 ----------------------  ------------------------  -------------------------  ----------------------
     d.  Distance from subject   N/A                     1 block                   2 miles                    2 1/2miles
                                 ---------------------   -----------------------   ------------------------   ----------------------
     e.  Contact                 Edens Avant, Inc.       Jim Bullock, Owner        R.M. Fountain, Jr.         Tammie Leggett
                                 ----------------------  ------------------------  -------------------------  ----------------------
     f.  Phone                   (803) 779-4420          (919) 823-6231                                       (919) 823-2138
                                 ----------------------  ------------------------  -------------------------  ----------------------
2.  Attributes

     a.  Year built                                                                                           1967, Expanded &
                                                                                                              Renovated 1989,
                                 1990                    1971, Renovated 1989      1945                       Currently Expanding
                                 ----------------------  ------------------------  -------------------------  ----------------------
     b.  Net sq. Ft.             85,740                  213,000                   60,000                     120,000
                                 ----------------------  ------------------------  -------------------------  ----------------------
     c.  # building              2                       2, Enclosed (T-Shaped)    1                          1
                                 ----------------------  ------------------------  -------------------------  ----------------------
     d.  # stories               1                       1                         1                          1
                                 ----------------------  ------------------------  -------------------------  ----------------------
     e.  Avg. Floor plate size
         (sq. Ft.), if office    N/A                     N/A                       N/A                        N/A
                                 ----------------------  ------------------------  -------------------------  ----------------------
     f.  # elevators             N/A                     N/A                       N/A                        N/A
                                 ----------------------  ------------------------  -------------------------  ----------------------
     g.  Parking                 Adequate                Adequate                  Adequate                   Adequate
                                 ----------------------  ------------------------  -------------------------  ----------------------
     h.  Construction Type       Brick/Concrete Block    Brick/Concrete Block      Brick/Concrete Block       Brick/Concrete Block
                                 ----------------------  ------------------------  -------------------------  ----------------------
     I.  Vacancy %               58.36%                  10%                       2.5%                       36%
                                 ----------------------  ------------------------  -------------------------  ----------------------
     j.  Anchors, if Retail      Food Lion, Revco        Belk, K-Mart              Piggly Wiggly, Auto Zone   Food Lion, Eckerd
                                 ----------------------  ------------------------  -------------------------  ----------------------

Comments:   These comparable rentals are located close to subject
            neighborhood and are the only shopping centers in Tarboro. All of these centers are relatively old with renovations having been completed in 1989 to Comparable #1 and Comparable #3 and current expansions under way to Comparable #3. Comparable #3 is experiencing a low occupancy rate at this time.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                      SUBJECT         COMPARABLE 1         COMPARABLE 2        COMPARABLE 3
                                      -------         ------------         ------------        ------------
1.  Asking Rental Rate
     a.  Anchor Space            N/A               N/A                 N/A                  N/A
                                 ----------------  ------------------  -------------------  ------------------
     b.  Shop Space              $8.00 - $9.66     $3.00 - $7.00       $2.00 - $7.00        $2.00 - $7.00
                                 ----------------  ------------------  -------------------  ------------------
2.  Lease Type (Gross/Net)       Triple Net        Triple Net          Triple Net           Triple Net
                                 ----------------  ------------------  -------------------  ------------------
3.  Rent Concessions             None              None                None                 None
                                 ----------------  ------------------  -------------------  ------------------
4.  Effective Rent               $8.00 - $9.66     $3.00 - $7.00       $2.00 - $7.00        $2.00 - $7.00
                                 ----------------  ------------------  -------------------  ------------------
5.  TI Allowance                 None              None                None                 None
                                 ----------------  ------------------  -------------------  ------------------
6.  Expense Stop                 None              None                None                 None
                                 ----------------  ------------------  -------------------  ------------------
7.  Length of Lease Term         3 years (shop)    3 - 5 years (shop)  3 - 5 years (shop)   3 - 5 years (shop)
                                 ----------------  ------------------  -------------------  ------------------
8.  Commissions                  5.00% - 7.00%     5.00% to 7.00%      5.00% - 7.00%        5.00% to 7.00%
                                 ----------------  ------------------  -------------------  ------------------
9.  Percentage Rent
      (per lease terms)          Food Lion, Revco  Belk, K-Mart        Piggly Wiggly, Auto  Food Lion, Eckerd
                                                                       Zone
                                 ----------------  ------------------  -------------------  ------------------
10. Historical Annual
      Absorption/sq.ft.          N/A               N/A                 N/A                  N/A
                                 ----------------  ------------------  -------------------  ------------------
11. Annual Operating
Expense  psf (Including
taxes)                           N/A               N/A                 N/A                  N/A
                                 ----------------  ------------------  -------------------  ------------------

C.  RANK RELATIVE TO
         SUBJECT
      (inferior, similar,
        superior)                N/A               Superior            Inferior             Inferior
                                 ----------------  ------------------  -------------------  ------------------

D. EXPLAIN RANKING/COMMENTS:  Subject is the newest shopping center for the market. Comparable #1 is a significantly larger center and is an enclosed center with Belk as a major tenant that is significant with respect to customer attraction. The rental rates that are being received are slightly higher than those of subject. The other shopping centers have been rated as inferior and are thought to be so with subject because of age and condition.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================

                               [GRAPHIC OMITTED]

Name:                            Parkhill Mall
Location:                        Western Boulevard
                                 Tarboro, NC
Year Built:                      1971, Renovated in 1989
Total Size:                      213,000 SF
Vacant Space:                    21,300 SF
Vacancy Rate:                    10%
Rental Range:                    $3.00 - $7.00
Tenant Expenses:                 Triple Net

Remarks:                         Belk and K-Mart are the major tenants.
                                 Located on Western Boulevard and Howard Avenue.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]

Name:                           Fairview Shopping Center
Location:                       North Main Street
                                Tarboro, NC
Year Built:                     1945
Total Size:                     60,000 SF
Vacant Space:                   1,500 SF
Vacancy Rate:                   2.5%
Rental Range:                   $2.00 - $7.00
Tenant Expenses:                Triple Net

Remarks:                        Major tenants are Piggly Wiggly and Auto Zone.
                                This is an older center but has operated at a relatively high occupancy rate for the market.

Comparable Rental No. 3
================================================================================

                               [GRAPHIC OMITTED]

Name:                           Tarboro Shopping Center
Location:                       St. Andrews Street and Hope Lodge
                                Tarboro, NC
Year Built:                     1967, Expanded and Renovated in 1989,
                                Currently under expansion
Total Size:                     120,000 SF
Vacant Space:                   43,200 SF
Vacancy Rate:                   36%
Rental Range:                   $2.00 - $7.00
Tenant Expenses:                Triple Net

Remarks: This center was expanded in 1989 and Food Lion is in the process of expanding their store to 32,000 square feet. A Pizza Inn restaurant occupies an outlot.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                      SUBJECT            COMPARABLE 1          COMPARABLE 2           COMPARABLE 3
                                      -------            ------------          ------------           ------------
1.   Identification

     a.  Name                    Edgecombe Square   St. Andrews Crossing  Eastage Shopping Center  One Norman Center
                                 -----------------  --------------------  -----------------------  -----------------
     b.  Street Address          1102-1110 Western                        NWC Whiskey Rd. &        19706 One Norman
                                 Boulevard          817 St. Andrews Road  Eastgate Dr.             Blvd.
                                 -----------------  --------------------  -----------------------  -----------------
     c.  City                    Tarboro, NC        Columbia, SC          Aiken, SC                Cornelius, NC
                                 -----------------  --------------------  -----------------------  -----------------
     d.  Distance from Subject   N/A                280 miles             330 miles                220 miles
                                 -----------------  --------------------  -----------------------  -----------------
2.  Attributes

     a.  Year Built              1990               1994                  1995                     1993
                                 -----------------  --------------------  -----------------------  -----------------
     b.  Net sq. feet            85,740             66,910 SF             75,716 SF                54,185 SF
                                 -----------------  --------------------  -----------------------  -----------------
     c.  # Buildings             2                  1                     1                        1
                                 -----------------  --------------------  -----------------------  -----------------
     d.  # of Stories            1                  1                     1                        1
                                 -----------------  --------------------  -----------------------  -----------------
     e.  Vacancy %               58.36%             0%                    7.21%                    6.98%
                                 -----------------  --------------------  -----------------------  -----------------
3.  Sales Information

     a.  Sales Price             N/A                $6,550,000            $6,675,000               $4,650,000
                                 -----------------  --------------------  -----------------------  -----------------
     b.  Sales Price PSF         N/A                $97.89                $88.16                   $85.82
                                 -----------------  --------------------  -----------------------  -----------------
     c.  Cap. Rate               N/A                9.69%                 9.86%                    9.68%
                                 -----------------  --------------------  -----------------------  -----------------
     d.  Date                    N/A                05-25-94              09-28-95                 10-12-95
                                 -----------------  --------------------  -----------------------  -----------------
     e.  NOI at time of Sale     N/A                $634,797              $782,704                 $474,591
                                 -----------------  --------------------  -----------------------  -----------------
4.  Rank Relative to Subject
    (inferior, similar,
       superior)                 N/A                superior              superior                 similar
                                 -----------------  --------------------  -----------------------  -----------------

                                      COMPARABLE 4
                                      ------------
1.   Identification

     a.  Name                      Paw Creek Commons
                                   -----------------------
     b.  Street Address            E/S Little Rock Road
                                   at Freedom Drive
                                   -----------------------
     c.  City                      Charlotte, NC
                                   -----------------------
     d.  Distance from Subject     220 miles
                                   -----------------------
2.  Attributes

     a.  Year Built                1996
                                   -----------------------
     b.  Net sq. feet              66,050 SF
                                   -----------------------
     c.  # Buildings               1
                                   -----------------------
     d.  # of Stories              1
                                   -----------------------
     e.  Vacancy %                 2.73%
                                   -----------------------
3.  Sales Information

     a.  Sales Price               $5,120,000
                                   -----------------------
     b.  Sales Price PSF           $77.52
                                   -----------------------
     c.  Cap. Rate                 9.60%
                                   -----------------------
     d.  Date                      03-25-97
                                   -----------------------
     e.  NOI at time of Sale       $517,412
                                   -----------------------
4.  Rank Relative to Subject
    (inferior, similar,
       superior)                   superior
                                   -----------------------


Explain Ranking/Comments:     Comparables #1, #2 and #4 are
                              ranked superior to subject. The reason for this is because of the location of these comparables being superior to subject. Also, Comparables #1, #2 and #4 are newer than subject. Comparable # 3 is located in a commercial area that is larger than subject, but it is similar. Also, Comparable #3 is smaller than subject.

COMPARABLE SHOPPING CENTER SALES

Comparable Sale No. 1
================================================================================

                               [GRAPHIC OMITTED]

TMS                       6012 -1 -1
NAME                      St. Andrews Crossing
LOCATION                  St. Andrews Road and I-26, Columbia, SC
GRANTOR                   Hayley-Redd, L.P.
GRANTEE                   F.A.C. Properties
DEED REFERENCE            Book 1199, Page 331
DATE                      May 25, 1994
SALES PRICE               $6,550,000
ADJUSTED SALES PRICE      $6,550,000
SIZE BUILDING             66,910
SALES PRICE PER S.F.      $97.89
SIZE LAND (ACRES)         8.08
SIZE LAND (S.F.)          351,965
YEAR BUILT                1994
LAND/BUILDING RATIO       5.26 To 1
UTILITIES                 All available
VERIFICATION              Deed
ZONING                    Commercial
FINANCING                 Market
EFFECTIVE GROSS INCOME    $686,905
EGIM                      9.54
NET OPERATING INCOME      $634,797
OVERALL RATE              9.69%
VERIFICATION              Public Records
TYPE OF PURCHASER         Private Investor
COMMENTS                  This was an arms length sale. This neighborhood
                          shopping center is anchored by Kroger and is
                          located in a good commercial area with good
                          accessibility and fair exposure. The
                          construction is brick veneer and concrete block.
(503)

Comparable Sale No. 2
================================================================================

                               [GRAPHIC OMITTED]

NAME                      Eastgate Shopping Center
LOCATION                  Northwest Corner  of Whiskey  Road and Eastgate Drive,
                          Aiken, SC
GRANTOR                   PDG Aiken Partners, LP
GRANTEE                   Southeast U.S. Retail, LP
DATE                      Sep 28, 1995
SALES PRICE               $6,675,000
SIZE BUILDING             75,716
SALES PRICE PER S.F.      $88.16
SIZE LAND (ACRES)         8.79
SIZE LAND (S.F.)          382,892
YEAR BUILT                1995
LAND/BUILDING RATIO       5.06 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $782,704
EFFECTIVE GROSS INCOME    $782,704
GROSS INCOME MULTIPLE     8.53
EGIM                      8.53
NET OPERATING INCOME      $657,896
OVERALL RATE              9.86%
TYPE OF PURCHASER         Private Investor
COMMENTS                  Part of a portfolio of Publix anchored shopping
                          centers being purchased in the Southeast. This
                          center is located adjacent to the Aiken Mall.
                          Publix is the major tenant occupying 57,348
                          square feet (75.7 percent). Most of the local
                          tenants are on 5 year leases, with rental rates
                          generally ranging from $8.00 to $13.00 per
                          square foot. This is a neighborhood shopping
                          center with stucco and brick exterior that was
                          constructed in early 1995. Parking is considered
                          adequate. The occupancy at the time of sale was
                          95 percent.
(643)

Comparable Sale No. 3
================================================================================

                               [GRAPHIC OMITTED]

NAME                      One Norman Center
LOCATION                  19706 One Norman Boulevard, Cornelius, Mecklenburg
                          County, NC
GRANTOR                   One Norman Center, LP
GRANTEE                   Lucky Realty
DEED REFERENCE            Book 8325, Page 721
DATE                      Oct 12, 1995
SALES PRICE               $4,650,000
SIZE BUILDING             54,185
SALES PRICE PER S.F.      $85.82
SIZE LAND (ACRES)         5.69
SIZE LAND (S.F.)          247,856
YEAR BUILT                1993
LAND/BUILDING RATIO       4.57 To 1
UTILITIES                 All Public
VERIFICATION              Public Records
ZONING                    CUB-2
FINANCING                 Cash to Seller
GROSS POTENTIAL INCOME    $474,591
EFFECTIVE GROSS INCOME    $474,591
GROSS INCOME MULTIPLE     9.80
EGIM                      9.80
NET OPERATING INCOME      $450,188
OVERALL RATE              9.68%
TYPE OF PURCHASER         Private Investor
COMMENTS                  This is a neighborhood center with Bi-Lo as the
                          major tenant (42,680 SF). Locals include
                          Blockbuster Video, El Cancun Restaurant, Papa
                          John's Pizza, Baskin Robbins. The rent for Bi-Lo
                          is $8.25 per square foot; local shops range from
                          $10.50 to $13.00 per square foot. Triple net
                          lease.
(716)

Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]

TMS                       59 -231 -22 ,23 pt.
NAME                      Paw Creek Commons
LOCATION                  East side of Little Rock Road  at Freedom Drive,
                          Charlotte, NC
GRANTOR                   Paw Creek, LLC
GRANTEE                   Frastacky and Associates
DATE                      Mar 25, 1997
SALES PRICE               $5,120,000
ADJUSTED SALES PRICE      $5,120,000
SIZE BUILDING             66,050
SALES PRICE PER S.F.      $77.52
SIZE LAND (ACRES)         9.82
SIZE LAND (S.F.)          427,759
YEAR BUILT                1996
LAND/BUILDING RATIO       6.48 To 1
UTILITIES                 Municipal
VERIFICATION              Public Records
ZONING                    CC, Commercial Center
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $568,840
EFFECTIVE GROSS INCOME    $552,054
GROSS INCOME MULTIPLE     9.00
EGIM                      9.27
NET OPERATING INCOME      $517,412
OVERALL RATE              9.60%
TYPE OF PURCHASER         Private Investor
COMMENTS                  The overall rate of 10.10 percent has been
                          adjusted down by 50 basis points since the sales
                          contract is pre-construction. The major tenants
                          are Winn Dixie and Revco. Blockbuster occupies a
                          store containing 5,500 square feet at $11.20 per
                          square foot. Rents on shops range from $13.00 to
                          $14.00 per square foot. Anchor income is 79.41
                          percent of gross income.
(793)

ADDENDA

o     Edgecombe County Demographics
o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

[SEAL] DEMOGRAPHICS

                                            Nash
                          Edgecombe        County     Edgecombe
                          County Per        Per         County       Nash County      Edgecombe       Nash County
              City          Capita         Capita    Unemployment    Unemployment   County Retail    Retail Sales
Year       Population       Income         Income        Rate            Rate          Sales

1986         47,214        $10,448        $12,758        6.8%            5.7%       $308,845,000    $  731,875,
1987         49,171         11,146         13,455        6.4%            5.6%        318,754,000       753,992,
1988         49,551         11,827         14,819        4.9%            4.5%        336,217,000       806,760,
1989         50,346         12,430         15,529        4.5%            4.2%        363,164,000       891,903,
1990         49,438         13,095         16,565        5.1%            4.2%        345,005,000       891,124,
1991         49,952         13,888         16,969        7.4%            6.3%        397,366,000       866,500,
1992         50,734         14,673         17,445        8.0%            7.0%        395,337,000       900,485,
1993         51,266         15,432         18,074        6.7%            5.9%        361,391,000       960,878,
1994         53,808            n/a            n/a        6.8%            5.0%        330,362,000     1,036,442
1995         54,800            n/a            n/a        n/a             n/a         366,846,000     1,140,571

  |_| Source: Provided by North Carolina Office of Planning & State Data Center |_| n/a - not available

USA COUNTIES 1996
Geographic Area: Edgecombe, NC (37065)
Table: GENERAL PROFILE

POPULATION AND HOUSING (Bureau of the Census)
Total resident population:
  1995 .................................................................  56,371
      Percent 65 years and over ........................................    12.8
  1990 .................................................................  56,692
  1980 .................................................................  55,988
  Occupied housing units, 1990 .........................................  20,319
    Percent owner occupied .............................................    61.8
BIRTHS AND DEATHS (National Center for Health Statistics)
  Births, 1993 .........................................................     936
    Per 1,000 resident population ......................................    16.7
    Percent to mothers under 20 years of age ...........................    21.0
  Deaths, 1993 .........................................................     655
    Per 1,000 resident population ......................................    11.7
  Infant deaths per 1,000 live births, 1993 ............................    21.4
EDUCATION (Bureau of the Census)
  Persons 25 years and over, 1990 ......................................  35,259
    Percent high school graduates ......................................    58.5
    Percent college graduates ..........................................     8.1
LABOR FORCE (Bureau of Labor Statistics)
  Civilian labor force, 1994 ...........................................  27,562
    Percent unemployed .................................................     6.8
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
  Total establishments, 1993 ...........................................     999
    Percent retail trade ...............................................    27.0
    Percent services ...................................................    32.8
  Paid employees, 1993 (pay period including March 12) .................  21,902
  Annual payroll, 1993 ($1,000) ........................................ 479,735
PERSONAL INCOME (Bureau of Economic Analysis)
  Total personal income, 1993 ($1,000) ................................. 865,189
    Per capita (dollars) ...............................................  15,432
AGRICULTURE (Bureau of the Census)
  Number of farms, 1992 ................................................     376
    Land in farms as percent of total land .............................      56
RETAIL TRADE (Bureau of the Census)
  Retail sales, 1992 ($1,000) .......................................... 237,421
    Per capita (dollars) ...............................................   4,221
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
  Number of offices, June 30, 1994 .....................................      14
    Total deposits ($1,000) ............................................ 228,420
SOCIAL PROGRAMS (Social Security Administration)
  Total Social Security recipients, December 1993 ......................  11,125
    Retired workers ....................................................   5,945
  Supplementary Security Income recipients, December 1994 ..............   3,041
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
  Total direct expenditures or obligations per capita:
    1994 (dollars) .....................................................   4,089
    1990 (dollars) .....................................................   2,526

(NA) Not available. (D) Avoid disclosure of confidential information.
(X) Not applicable. (S) Does not meet publication standards.
(Z) Value > 0 but < half unit of measure shown.
NOTE: 0 data may indicate geographic/data footnotes.

Source: U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

                               [GRAPHIC OMITTED]

                             [Comparable Rental Map]

                               [GRAPHIC OMITTED]

                             [Comparable Sales Map]

                               [GRAPHIC OMITTED]

                               [Building Sketch]

Date: 04/08/97                                                          Page 109

                               EDENS & AVANT, INC
                            Retail (Custom Rent Roll)

Property:  EDGECOMBE SQUARE
           1102-1110 WESTERN BOULEVARD
           TARBORO, NC 27886-0000

Column Legends:
      Tenant/Property MISC column: K - Kiosk  P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index


---------------------------------------------------------------------------------------------------------------------
                TENANT AND PROPERTY INFORMATION                       LEASE TERM                  RENT INFORMATION
                                                                                       per                   Annual
Tenant Name                       Unit #  Sq Feet  Misc       From       To     MTM   SF/YR      Begin     Base Rent
---------------------------------------------------------------------------------------------------------------------
FOOD LION #0838
FOOD LION INC                     645-       10    25,000    11/03/90  11/02/15        0.00                      0.00
                                                                                       6.00     01/01/91   150,000.00
                                                                                       0.00                      0.00
                                                                                       0.00                      0.00

---------------------------------------------------------------------------------------------------------------------
REVCO #2581
REVCO DISCOUNT DRUG CENTER, I     645-       20     8,450    11/03/90  11/30/00        7.85     01/01/91    66,332.40
                                                                                       8.00     12/01/93    67,599.96
                                                                                       0.00                      0.00
                                                                                       0.00                      0.00
                                                                                       0.00                      0.00

---------------------------------------------------------------------------------------------------------------------
LITTLE CAESAR'S PIZZA
ASMG INC.                         645-       30     1,250    07/01/95  06/30/98        9.75     01/01/91    12,187.56
                                                                                       8.00     07/01/95     9,999.96

---------------------------------------------------------------------------------------------------------------------
SUBWAY REAL ESTATE CORP.
SUBWAY REAL ESTATE CORP.          645-       40     1,000    04/01/96  03/31/99        0.00                      0.00
                                                                                       9.66     06/01/91     9,660.00

Available                         645-       50    50,040                              0.00                      0.00
---------------------------------------------------------------------------------------------------------------------

   Square Feet:  Occupied ...... 35,700   Current Annual Base Rent   237,259.92
                 Available ..... 50,040
                 Total ......... 85,740


---------------------------------------------------------------------------------------------------------------------------------
                                       REIMBURSEMENTS                       RENEWAL OPTIONS                   PERCENT RENT
                            Tax   Base   Ins   Base     CAM   Base                         per           Pcnt  of  Amount   Nat
Tenant Name                Recov  Year  Recov  Year    Recov  Year    Begin      End      SF/YR   Typ               Over    Brk
---------------------------------------------------------------------------------------------------------------------------------
FOOD LION $0838
FOOD LION INC               Full    0    PRS   1991    Fixed    0    11/03/15  11/02/20    6.00          1.00             0   Y
                                                                     11/03/20  11/02/20    6.00          1.00    15,000,000   Y
                                                                     11/03/25  11/02/30    6.00          1.00             0   Y
                                                                     11/03/30  11/02/35    6.00          1.00             0   Y

---------------------------------------------------------------------------------------------------------------------------------
REVCO #2581
REVCO DISCOUNT DRUG
CENTER, I                   Full    0    PRS   1991    Full     0    12/01/00  11/30/05    8.00          2.00    2,211,083
                                                                     12/01/05  11/30/10    8.00          2.00    2,253,333
                                                                     12/01/10  11/30/15    8.00          2.00            0
                                                                     12/01/15  11/30/20    8.00          2.00            0
                                                                     12/01/20  11/30/25    8.00          2.00            0

---------------------------------------------------------------------------------------------------------------------------------
LITTLE CAESAR'S PIZZA
ASMG INC.                   Full    0    Full     0    Full     0                          0.00          0.00            0
                                                                                           0.00          0.00            0

---------------------------------------------------------------------------------------------------------------------------------
SUBWAY REAL ESTATE CORP.
SUBWAY REAL ESTATE CORP.    Full    0    Full     0    Full     0    04/01/96  03/31/01    0.00          0.00            0
                                                                                           0.00          0.00            0

Available                           0             0             0                          0.00          0.00            0

---------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY

                               [GRAPHIC OMITTED]

                      Western Boulevard - Facing Northwest


                               [GRAPHIC OMITTED]

                      Western Boulevard - Facing Southeast

                               [GRAPHIC OMITTED]

                       Hunterhill Road - Facing Southeast


                               [GRAPHIC OMITTED]

                       Hunterhill Road - Facing Northwest

                               [GRAPHIC OMITTED]

          Access Road adjacent to Subject - Facing Western Boulevard


                               [GRAPHIC OMITTED]

             Access Road adjacent to Subject - Facing Subject and
                          Beverly Health Care Center

                               [GRAPHIC OMITTED]

                         Front View of Subject Property


                               [GRAPHIC OMITTED]

                   Front View of Subject - Former Roses Store

                               [GRAPHIC OMITTED]

                             Side View of Subject


                               [GRAPHIC OMITTED]

                             Rear View of Subject

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                                Market Study of:

                                 NORTHSIDE PLAZA
                                 SHOPPING CENTER

                            1600 North Garnett Street
                     Henderson, Vance County, North Carolina


                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                 April 28, 1997

[LOGO]
                 [LETTERHEAD OF O. MARSHALL DODDS COMPANY, INC.]


                                   May 5, 1997


Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:      Market Study
         Northside Plaza Shopping Center
         1600 North Garnett Street
         Henderson, Vance County, North Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 28, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 66,090 square feet of leaseable area. The center was constructed in 1981 and remodeled in 1995. The anchor tenants are Food Lion and Revco. The subject property is currently 92.79 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                            Respectfully submitted,

                                            O. MARSHALL DODDS COMPANY, INC.


                                            /s/ O. Marshall Dodds
                                            ----------------------------------

                                            O. Marshall Dodds, MAI
                                            State Certified General
                                            Real Estate Appraiser (CG-356)

OMD:mm

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Henderson is the county seat of Vance County. The city is at the intersection of two major railroads in northeastern North Carolina. From Henderson, the capital city of Raleigh is approximately 45 miles southwest and Durham is approximately 40 miles to the southwest. The unemployment rate for Vance County as of 1996 was 8.1% and North Carolina had an unemployment rate of 4.2%. The population of Vance County in 1995 (most recent) was 40,720 and 12.7 percent of the population were over 65 years of age. The average per capita income was $15,726 in 1993 (most recent). Industry and agricultural play an important role in the Vance County economy. Retail sales in the county totaled $418 million for fiscal year 1995-96. Also, 42 percent of the land in the county is attributed to farming.

Neighborhood and Site

The subject neighborhood is located in Henderson near the intersection of US Highway #1 Business and Garnett Street. The Henderson Institute Historical Museum is located in the subject neighborhood. Kings Plaza (Roses) is located across Garnett Street from the subject property. Other commercial uses include Burger King, Scottish Inn, Howard Johnson, Quality Inn, Budget Host Inn, PD Quix (Drive-thru), Winoco convenience market/self-service gasoline station, NationsBank, and Michael's Barber Shop. Commercial properties are concentrated on the major thoroughfares with residential properties being located off of these thoroughfares. There are also multi-family properties in the neighborhood. The business district of Henderson is located approximately two miles to the southwest of the subject property. It is typical of most downtown sections with several municipal buildings. Many of the older buildings have been renovated and are being used as retail stores in the downtown area.

Physical features are as follows:

1.  Size                            7.61 acres or 331,492 square feet
2.  Identity                        1600 North Garnett Street
                                    TMS 44-06-01
3.  Shape                           irregular
4.  Topography                      generally level
5.  Accessibility                   good from either direction
6.  Utilities                       municipal

Physical Description

Building features are as follows:


1.  Size (net)                      66,090 square feet
2.  Layout & Design                 1 story-food store, drug store, eight shops
3.  Parking Spaces                  350
                                    5.30 per 1,000 square feet of net area
4.  Construction                    brick and glass front with concrete block
                                    on side and rear and metal seamed roof

Market Position and Marketability Conclusions

The Henderson area contains approximately 11 retail structures. Henderson Mall measures 220,000 square feet and is located at 1200 Dabney Drive. It was built in 1969, expanded in 1984 and renovated in 1990. This is an enclosed mall with approximately 30 stores that has an average rental rate of $8.00 - $10.00. Also, the Henderson Square is a large center in Henderson. It contains 343,257 square feet is located at the intersection of Run Creek Road, Dabney Drive and I-85. This is a regional center that is L-shaped with 14 stores that first opened in 1995 and currently operates at 100 occupancy. A new center, Dabney West Shopping Center, was recently constructed at the intersection of I-85 and Dabney Drive across from Henderson Marketplace. Winn Dixie is the anchor tenant with Bojangles and Denny's occupying outlots. In addition to the previously presented larger malls, this study focuses on the following centers that are closer in size to the subject. The Dabney Drive Shopping Center is located on US #1 Business at Dabney Drive and contains approximately 41,600 square feet. Food Lion and Revco are the major tenants in this center which currently has no space available. The Henderson Marketplace is located on Dabney Drive at Beckford Drive. Byrd's Supermarket and Revco are the anchor tenants in this center with a 98 percent occupancy rate. It was constructed in 1991 and expanded in 1994. Also, Vance Square is located in Henderson and contains 38,000 square feet. It was constructed in 1973 and renovated in 1985. This center appears to have suffered some occupancy problems recently. Winn Dixie and Revco Drugs vacated their stores. There is presently 22,700 square feet available in the larger shop and 7,000 square feet available in the smaller one. Golden Corral also closed its restaurant on an outlot. Kings Plaza is located on Norlina Road (or Garnett Street). It contains 86,000 square feet and was constructed in 1970. It was also expanded in 1986. Roses and Home Bazaar are the only tenants currently occupying stores in this center. According to the customer service representative at the Roses store, A&P vacated their store less than a year ago. No new properties are under construction or planned for this area at this time.

The subject property is in the middle of the neighborhood being around the intersection of US Highway #1 Business and Garnett Street. The location of subject is convenient to the single family and multi-family dwellings that are located throughout the neighborhood. US Highway #1 and Garnett Street are the major traffic arteries running through the area. The Kings Plaza is located across Garnett Street from subject.
 This center has Roses as the major tenant and the rental rate for the shops is $5.00 per square foot. The anchor tenant in the Vance Square is Carolina Carpet. The average rental rate for the shops is $4.00 per square foot. The major tenants in the Dabney Drive Shopping Center are Food Lion and Revco Drug Stores. The rental rate for the shops ranges from approximately $5.00 to $8.00 per square foot. The anchor tenants in the Henderson Marketplace are Byrd's and Revco Drug Stores. The rental rate for the shops in this center ranges from $6.00 - $10.00.

The subject property has eight shops with rental rates ranging from $3.75 and $7.00 per square foot. These are thought to be reasonable rental rates for the neighborhood because this center is located in less heavily traveled area of Henderson and this center is relatively older than the other comparables.

The rental rate for the Food Lion is $3.68 per square foot while the rental rate for the Revco Drug Store is $6.30 per square foot. Overage rentals are being received from both of these anchor tenants.

The subject property is presently operating at a high occupancy rate. The location of subject is strategic within the neighborhood and convenient to the shoppers throughout the neighborhood.

Trends

The subject property is located in the northeastern section of Henderson. The neighborhood is continuing to develop and contains several single family and multi-family dwellings. Commercial developments are located along the major traffic arteries.

The demand and desirability for the neighborhood has been good. All trends are favorable at this time and expected to continue.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

================================================================================
I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                        SUBJECT              COMPARABLE 1          COMPARABLE 2           COMPARABLE 3
                                        -------              ------------          ------------           ------------
1.  Identification

    a.  Name                     Northside Plaza         Dabney Drive SHC      Henderson Marketplace  Vance Square
                                 ----------------------  --------------------  ---------------------  ---------------------
    b.  Street                                           US Highway #1 and     Dabney Drive at        Raleigh and
                                 1600 North Garnett St.  Dabney Drive          Beckford Drive         Old Oxford Rds.
                                 ----------------------  --------------------  ---------------------  ---------------------
    c.  City                     Henderson, NC           Henderson, NC         Henderson, NC          Henderson, NC
                                 ----------------------  --------------------  ---------------------  ---------------------
    d.  Distance from subject    N/A                     2 1/2miles            2 1/2miles             2 miles
                                 ----------------------  --------------------  ---------------------  ---------------------
    e.  Contact                                          Mark Pitney, VP       Rick Palamar,
                                 Edens Avant, Inc.       (Kane Realty)         Chase Development      Louis Mann, GM
                                 ----------------------  --------------------  ---------------------  ---------------------
    f.  Phone                    (803) 779-4420          (919) 833-7755        (919) 492-8990         (919) 946-7447
                                 ----------------------  --------------------  ---------------------  ---------------------
2.  Attributes

    a.  Year built               1981, Remodeled 1995    1985                  1991, Expanded 1994    1973, Renovated 1985
                                 ----------------------  --------------------  ---------------------  ---------------------
    b.  Net sq. Ft.              66,090                  41,600                100,000                38,000
                                 ----------------------  --------------------  ---------------------  ---------------------
    c.  # building               1, L-Shaped             1                     1, Barbell Shaped      1, Rectangular Shaped
                                 ----------------------  --------------------  ---------------------  ---------------------
    d.  # stories                1                       1                     1                      1
                                 ----------------------  --------------------  ---------------------  ---------------------
    e.  Avg. Floor plate size
          (sq. Ft.), if office   N/A                     N/A                   N/A                    N/A
                                 ----------------------  --------------------  ---------------------  ---------------------
    f.  # elevators              N/A                     N/A                   N/A                    N/A
                                 ----------------------  --------------------  ---------------------  ---------------------
    g.  Parking                  Adequate                Adequate              Adequate               Adequate
                                 ----------------------  --------------------  ---------------------  ---------------------
    h.  Construction Type        Brick/Concrete Block    Brick/Concrete Block  Brick/Concrete Block   Brick/Concrete Block
                                 ----------------------  --------------------  ---------------------  ---------------------
    I.  Vacancy %                7.21%                   0%                    2.0%                   76.84%
                                 ----------------------  --------------------  ---------------------  ---------------------
    j.  Anchors, if Retail       Food Lion, Revco        Food Lion, Revco      Byrd's, Revco          Carolina Carpet
                                 ----------------------  --------------------  ---------------------  ---------------------

                                         COMPARABLE 4
                                         ------------
1.  Identification

    a.  Name                        Kings Plaza
                                    -----------------------
    b.  Street                      Norlina Road
                                    (also Garnett Street)
                                    -----------------------
    c.  City                        Henderson, NC
                                    -----------------------
    d.  Distance from subject       Across the street
                                    -----------------------
    e.  Contact                     Wayne Eisenbaum,
                                    Vice President
                                    -----------------------
    f.  Phone                       (860)233-6221
                                    -----------------------
2.  Attributes

    a.  Year built                  1970, Expanded 1986
                                    -----------------------
    b.  Net sq. Ft.                 86,000
                                    -----------------------
    c.  # building                  1
                                    -----------------------
    d.  # stories                   1
                                    -----------------------
    e.  Avg. Floor plate size
          (sq. Ft.), if office      N/A
                                    -----------------------
    f.  # elevators                 N/A
                                    -----------------------
    g.  Parking                     Adequate
                                    -----------------------
    h.  Construction Type           Brick/Concrete Block
                                    -----------------------
    I.  Vacancy %                   30%
                                    -----------------------
    j.  Anchors, if Retail          Roses
                                    -----------------------

Comments:   These comparable rentals are located close to subject
            neighborhood. Comparables #3 and #4 are older than subject with renovations having been completed in 1985 to Comparable #3.
            Expansions were completed in 1994 to Comparable #2 and 1986 to Comparable #4. Comparables #3 and #4 are experiencing low occupancy rate at this time due to vacancies of the anchor tenants.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                 SUBJECT           COMPARABLE 1         COMPARABLE 2        COMPARABLE 3        COMPARABLE 4
                                 -------           ------------         ------------        ------------        ------------
1.  Asking Rental Rate

     a.  Anchor Space        N/A               N/A                  N/A                  N/A                  N/A
                             ----------------  -------------------  -------------------  -------------------  -------------------
     b.  Shop Space          $3.75 - $7.00     $5.00 - $10.00       $6.00 - $10.00       $4.00 (Average)      $5.00 (Average)
                             ----------------  -------------------  -------------------  -------------------  -------------------
2.  Lease Type (Gross/Net)   Triple Net        Triple Net           Triple Net           Triple Net           Triple Net
                             ----------------  -------------------  -------------------  -------------------  -------------------
3.  Rent Concessions         None              None                 None                 None                 None
                             ----------------  -------------------  -------------------  -------------------  -------------------
4.  Effective Rent           $5.00 - $7.00     $5.00 - $10.00       $6.00 - $10.00       $4.00                $5.00
                             ----------------  -------------------  -------------------  -------------------  -------------------
5.  TI Allowance             None              None                 None                 None                 None
                             ----------------  -------------------  -------------------  -------------------  -------------------
6.  Expense Stop             None              None                 None                 None                 None
                             ----------------  -------------------  -------------------  -------------------  -------------------
7.  Length of Lease Term     3 years (shops)   3 - 5 years (shops)  3 - 5 years (shops)  3 - 5 years (shops)  3 - 5 years (shops)
                             ----------------  -------------------  -------------------  -------------------  -------------------
8.  Commissions              5.00% - 7.00%     5.00% to 7.00%       5.00% - 7.00%        5.00% to 7.00%       5.00% to 7.00%
                             ----------------  -------------------  -------------------  -------------------  -------------------
9.  Percentage Rent
      (per lease terms)      Food Lion, Revco  Food Lion, Revco     Byrd's, Revco        Carolina Carpet      Roses
                             ----------------  -------------------  -------------------  -------------------  -------------------
10. Historical Annual
      Absorption/sq.ft.      N/A               N/A                  N/A                  N/A                  N/A
                             ----------------  -------------------  -------------------  -------------------  -------------------
11. Annual Operating
Expense  psf (Including
taxes)                       N/A               N/A                  N/A                  N/A                  N/A
                             ----------------  -------------------  -------------------  -------------------  -------------------

C.  RANK RELATIVE TO
         SUBJECT
      (inferior, similar,
        superior)            N/A               Similar              Superior             Inferior             Inferior
                             ----------------  -------------------  -------------------  -------------------  -------------------

D. EXPLAIN RANKING/COMMENTS:  Subject is located in a less heavily traveled area of Henderson than Comparables #1 and #2.
                              Comparable #2 is ranked superior to subject because it is a somewhat larger and newer center. The rental rates that are being received are slightly higher than those of subject. The other shopping centers have been rated as inferior or similar and are thought to be so with subject.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================

                               [GRAPHIC OMITTED]

Name:                               Dabney Drive Shopping Center
Location:                           US Highway #1 Business at Dabney Drive
                                    Henderson, NC
Year Built:                         1985
Total Size:                         41,600 SF
Vacant Space:                       None
Vacancy Rate:                       0%
Rental Range:                       $5.00 - $10.00
Tenant Expenses:                    Triple Net

Remarks:                            Food Lion and Revco are the major tenants.
                                    Located on US Highway #1 Business and Dabney
                                    Drive which are heavily traveled
                                    thoroughfares.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]

Name:                               Henderson Marketplace
Location:                           Dabney Drive at Beckford Drive
                                    Henderson, NC
Year Built:                         1991, Expanded in 1994
Total Size:                         100,000 SF
Vacant Space:                       2,000 SF
Vacancy Rate:                       2.0%
Rental Range:                       $6.00 - $10.00
Tenant Expenses:                    Triple Net

Remarks: Major tenants are Byrd's and Revco. This is one of the newest centers in Henderson and has operated at a high occupancy rate.

Comparable Rental No. 3
================================================================================

                               [GRAPHIC OMITTED]

Name:                               Vance Square
Location:                           Raleigh Road at Oxford Road
                                    Henderson, NC
Year Built:                         1973, Renovated 1985
Total Size:                         38,000 SF
Vacant Space:                       29,200 SF
Vacancy Rate:                       76.84%
Average Rental Rate:                $4.00
Tenant Expenses:                    Triple Net

Remarks: This center was renovated in 1985. Winn Dixie and Revco Drugs have vacated their stores. Carolina Carpet is currently the only tenant in the main building of the center. Tastee Freeze and Pizza Hut occupy outlots. Golden Corral vacated their restaurant on one outlot.

Comparable Rental No. 4
================================================================================

                               [GRAPHIC OMITTED]

Name:                               Kings Plaza
Location:                           Norlina Road
                                    Henderson, NC
Year Built:                         1970, Expanded 1986
Total Size:                         86,000 SF
Vacant Space:                       25,792 SF
Vacancy Rate:                       30%
Average Rental Rate:                $5.00
Tenant Expenses:                    Triple Net

Remarks: This center was expanded in 1986. A&P supermarket has vacated its store. Roses is currently the only tenant in the center. Kings Plaza is located across the street from the subject.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLES

                                      SUBJECT             COMPARABLE 1           COMPARABLE 2           COMPARABLE 3
                                      -------             ------------           ------------           ------------
1.   Identification

     a.  Name                    Northside Plaza      St. Andrews Crossing  Eastage Shopping Center  One Norman Center
                                 -------------------  --------------------  -----------------------  ------------------
     b.  Street Address                                                     NWC Whiskey Rd. &        19706 One Norman
                                 1600 Garnett Street  817 St. Andrews Road  Eastgate Dr.             Blvd.
                                 -------------------  --------------------  -----------------------  ------------------
     c.  City                    Henderson, NC        Columbia, SC          Aiken, SC                Cornelius, NC
                                 -------------------  --------------------  -----------------------  ------------------
     d.  Distance from Subject   N/A                  250 miles             310 miles                170 miles
                                 -------------------  --------------------  -----------------------  ------------------
2.  Attributes

     a.  Year Built              1982                 1994                  1995                     1993
                                 -------------------  --------------------  -----------------------  ------------------
     b.  Net sq. feet            66,090               66,910 SF             75,716 SF                54,185 SF
                                 -------------------  --------------------  -----------------------  ------------------
     c.  # Buildings             1, L-shaped          1                     1                        1
                                 -------------------  --------------------  -----------------------  ------------------
     d.  # of Stories            1                    1                     1                        1
                                 -------------------  --------------------  -----------------------  ------------------
     e.  Vacancy %               7.21%                0%                    7.21%                    6.98%
                                 -------------------  --------------------  -----------------------  ------------------
3.  Sales Information

     a.  Sales Price             N/A                  $6,550,000            $6,675,000               $4,650,000
                                 -------------------  --------------------  -----------------------  ------------------
     b.  Sales Price PSF         N/A                  $97.89                $88.16                   $85.82
                                 -------------------  --------------------  -----------------------  ------------------
     c.  Cap. Rate               N/A                  9.69%                 9.86%                    9.68%
                                 -------------------  --------------------  -----------------------  ------------------
     d.  Date                    N/A                  05-25-94              09-28-95                 10-12-95
                                 -------------------  --------------------  -----------------------  ------------------
     e.  NOI at time of Sale     N/A                  $634,797              $782,704                 $474,591
                                 -------------------  --------------------  -----------------------  ------------------
4.  Rank Relative to Subject
     (inferior, similar,
          superior)              N/A                  Superior              Superior                 Similar
                                 -------------------  --------------------  -----------------------  ------------------

                                      COMPARABLE 4
                                      ------------
1.   Identification

     a.  Name                      Paw Creek Commons
                                   --------------------
     b.  Street Address            E/S Little Rock Road
                                   at Freedom Drive
                                   --------------------
     c.  City                      Charlotte, NC
                                   --------------------
     d.  Distance from Subject     170 miles
                                   --------------------
2.  Attributes

     a.  Year Built                1996
                                   --------------------
     b.  Net sq. feet              66,050 SF
                                   --------------------
     c.  # Buildings               1
                                   --------------------
     d.  # of Stories              1
                                   --------------------
     e.  Vacancy %                 2.73%
                                   --------------------
3.  Sales Information

     a.  Sales Price               $5,384,000
                                   --------------------
     b.  Sales Price PSF           $77.52
                                   --------------------
     c.  Cap. Rate                 9.61%
                                   --------------------
     d.  Date                      03-25-97
                                   --------------------
     e.  NOI at time of Sale       $517,412
                                   --------------------
4.  Rank Relative to Subject
     (inferior, similar,
          superior)                Superior
                                   --------------------

Explain Ranking/Comments:     Comparables #1, #2 and #4 are ranked
                              superior to subject. The reason for this is because of the location of these comparables being superior to subject. Also, these comparables are newer than subject.
                              Comparable # 3 is located in a commercial area that is approximately the same size as subject and is similar. However, Comparable
                              #3 is smaller than subject.

COMPARABLE SHOPPING CENTER SALES

Comparable Sale No. 1
================================================================================

                               [GRAPHIC OMITTED]

TMS                       6012 -1 -1
NAME                      St. Andrews Crossing
LOCATION                  St. Andrews Road and I-26, Columbia, SC
GRANTOR                   Hayley-Redd, L.P.
GRANTEE                   F.A.C. Properties
DEED REFERENCE            Book 1199, Page 331
DATE                      May 25, 1994
SALES PRICE               $6,550,000
ADJUSTED SALES PRICE      $6,550,000
SIZE BUILDING             66,910
SALES PRICE PER S.F.      $97.89
SIZE LAND (ACRES)         8.08
SIZE LAND (S.F.)          351,965
YEAR BUILT                1994
LAND/BUILDING RATIO       5.26 To 1
UTILITIES                 All available
VERIFICATION              Deed
ZONING                    Commercial
FINANCING                 Market
EFFECTIVE GROSS INCOME    $686,905
EGIM                      9.54
NET OPERATING INCOME      $634,797
OVERALL RATE              9.69%
VERIFICATION              Public Records
TYPE OF PURCHASER         Private Investor
COMMENTS                  This was an arms length sale. This neighborhood
                          shopping center is anchored by Kroger and is located
                          in a good commercial area with good accessibility and
                          fair exposure. The construction is brick veneer and
                          concrete block.
(503)

Comparable Sale No. 2
================================================================================

                               [GRAPHIC OMITTED]

NAME                      Eastgate Shopping Center
LOCATION                  Northwest Corner  of Whiskey  Road and Eastgate Drive,
                          Aiken, SC
GRANTOR                   PDG Aiken Partners, LP
GRANTEE                   Southeast U.S. Retail, LP
DATE                      Sep 28, 1995
SALES PRICE               $6,675,000
SIZE BUILDING             75,716
SALES PRICE PER S.F.      $88.16
SIZE LAND (ACRES)         8.79
SIZE LAND (S.F.)          382,892
YEAR BUILT                1995
LAND/BUILDING RATIO       5.06 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $782,704
EFFECTIVE GROSS INCOME    $782,704
GROSS INCOME MULTIPLE     8.53
EGIM                      8.53
NET OPERATING INCOME      $657,896
OVERALL RATE              9.86%
TYPE OF PURCHASER         Private Investor
COMMENTS                  Part of a portfolio of Publix anchored shopping
                          centers being purchased in the Southeast. This center
                          is located adjacent to the Aiken Mall. Publix is the
                          major tenant occupying 57,348 square feet (75.7
                          percent). Most of the local tenants are on 5 year
                          leases, with rental rates generally ranging from $8.00
                          to $13.00 per square foot. This is a neighborhood
                          shopping center with stucco and brick exterior that
                          was constructed in early 1995. Parking is considered
                          adequate. The occupancy at the time of sale was 95
                          percent.
(643)

Comparable Sale No. 3
================================================================================

                               [GRAPHIC OMITTED]

NAME                      One Norman Center
LOCATION                  19706 One Norman Boulevard, Cornelius, Mecklenburg
                          County, NC
GRANTOR                   One Norman Center, LP
GRANTEE                   Lucky Realty
DEED REFERENCE            Book 8325, Page 721
DATE                      Oct 12, 1995
SALES PRICE               $4,650,000
SIZE BUILDING             54,185
SALES PRICE PER S.F.      $85.82
SIZE LAND (ACRES)         5.69
SIZE LAND (S.F.)          247,856
YEAR BUILT                1993
LAND/BUILDING RATIO       4.57 To 1
UTILITIES                 All Public
VERIFICATION              Public Records
ZONING                    CUB-2
FINANCING                 Cash to Seller
GROSS POTENTIAL INCOME    $474,591
EFFECTIVE GROSS INCOME    $474,591
GROSS INCOME MULTIPLE     9.80
EGIM                      9.80
NET OPERATING INCOME      $450,188
OVERALL RATE              9.68%
TYPE OF PURCHASER         Private Investor
COMMENTS                  This is a neighborhood center with Bi-Lo as the major
                          tenant (42,680 SF). Locals include Blockbuster Video,
                          El Cancun Restaurant, Papa John's Pizza, Baskin
                          Robbins. The rent for Bi-Lo is $8.25 per square foot;
                          local shops range from $10.50 to $13.00 per square
                          foot. Triple net lease.
(716)

Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]

TMS                       59 -231 -22 ,23 pt.
NAME                      Paw Creek Commons
LOCATION                  East side of Little Rock Road  at Freedom Drive,
                          Charlotte, NC
GRANTOR                   Paw Creek, LLC
GRANTEE                   Frastacky and Associates
DATE                      Mar 25, 1997
SALES PRICE               $5,120,000
ADJUSTED SALES PRICE      $5,384,000
SIZE BUILDING             66,050
SALES PRICE PER S.F.      $77.52
SIZE LAND (ACRES)         9.82
SIZE LAND (S.F.)          427,759
YEAR BUILT                1996
LAND/BUILDING RATIO       6.48 To 1
UTILITIES                 Municipal
VERIFICATION              Public Records
ZONING                    CC, Commercial Center
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $568,840
EFFECTIVE GROSS INCOME    $552,054
GROSS INCOME MULTIPLE     9.00
EGIM                      9.27
NET OPERATING INCOME      $517,412
OVERALL RATE              9.61%
TYPE OF PURCHASER         Private Investor
COMMENTS                  The overall rate of 10.10 percent has been adjusted
                          down by 50 basis points since the sales contract is
                          pre-construction. The major tenants are Winn Dixie and
                          Revco. Blockbuster occupies a store containing 5,500
                          square feet at $11.20 per square foot. Rents on shops
                          range from $13.00 to $14.00 per square foot. Anchor
                          income is 79.41 percent of gross income.
(793)

ADDENDA

o     Vance County Demographics
o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

USA COUNTIES 1996

Geographic Area: Vance, NC (37181)
Table: GENERAL PROFILE
--------------------------------------------------------------------------------
POPULATION AND HOUSING (Bureau of the Census)
 Total resident population:
    1995 ...........................................................      40,720
      Percent 65 years and over ....................................        12.7
    1990 ...........................................................      38,892
    1980 ...........................................................      36,748
 Occupied housing units, 1990 ......................................      14,166
    Percent owner occupied .........................................        65.3
BIRTHS AND DEATHS (National Center for Health Statistics)
  Births, 1993 .....................................................         687
    Per 1,000 resident population ..................................        17.2
    Percent to mothers under 20 years of age .......................        18.9
  Deaths, 1993 .....................................................         458
    Per 1,000 resident population ..................................        11.4
  Infant deaths per 1,000 live births, 1993 ........................         4.4
EDUCATION (Bureau of the Census)
  Persons 25 years and over, 1990 ..................................      24,370
    Percent high school graduates ..................................        57.1
    Percent college graduates ......................................         9.5
LABOR FORCE (Bureau of Labor Statistics)
  Civilian labor force, 1994 .......................................      19,643
    Percent unemployed .............................................         7.8
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
  Total establishments, 1993 .......................................         885
    Percent retail trade ...........................................        32.8
    Percent services ...............................................        29.9
  Paid employees, 1993 (pay period including March 12) .............      14,352
  Annual payroll, 1993 ($1,000) ....................................     261,231
PERSONAL INCOME (Bureau of Economic Analysis)
  Total personal income, 1993 ($1,000) .............................     629,317
    Per capita (dollars) ...........................................      15,726
AGRICULTURE (Bureau of the Census)
  Number of farms, 1992 ............................................         289
    Land in farms as percent of total land .........................          42
RETAIL TRADE (Bureau of the Census)
  Retail sales, 1992 ($1,000) ......................................     322,887
    Per capita (dollars) ...........................................       8,127
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
  Number of offices, June 30, 1994 .................................           9
    Total deposits ($l,000) ........................................     296,148
SOCIAL PROGRAMS (Social Security Administration)
  Total Social Security recipients, December 1993 ..................       8,075
    Retired workers ................................................       4,395
  Supplementary Security Income recipients, December 1994 ..........       2,180
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
  Total direct expenditures or obligations per capita:
    1994 (dollars) .................................................       3,698
    1990 (dollars) .................................................       2,431
--------------------------------------------------------------------------------

(NA) Not available. (D) Avoid disclosure of confidential information.
(X) Not applicable. (S) Does not meet publication standards.
(Z) Value > 0 but < half unit of measure shown.
NOTE: 0 data may indicate geographic/data footnotes.

Source: U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

                               [GRAPHIC OMITTED]

                             Comparable Rentals Map

                               [GRAPHIC OMITTED]

                              Comparable Sales Map

                               [GRAPHIC OMITTED]

                                 Building Sketch

Date: 04/08/97                                                          Page 3
                               EDENS & AVANT, INC.
                             Retai1 Custom Rent Roll

Property:  NORTHSIDE PLAZA - HENDERSON
           1600 NORTH GARNETT STREET
           HENDERSON, NC 27536-0000

Column Legends:
      Tenant/Property MISC column: K - Kiosk  P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index


--------------------------------------------------------------------------------------------------------------------
                TENANT AND PROPERTY INFORMATION                       LEASE TERM                  RENT INFORMATION
                                                                                       per                   Annual
Tenant Name                       Unit #  Sq Feet  Misc       From       To      MTM  SF/YR      Begin     Base Rent
--------------------------------------------------------------------------------------------------------------------
NORTHSIDE ELECTRONICS
NORMAN HATHCOCK, BILL HISSONG     602-25         0   P       09/01/95  09/30/98        0.00      06/01/93   1,200.00
--------------------------------------------------------------------------------------------------------------------
NORTHSIDE ELECTRONICS
NORMAN & JOHN HATHCOCK, BILL      602-30     4,800           08/01/92  09/30/98        0.00                     0.00
                                                                                       6.00      09/01/92  28,800.00
--------------------------------------------------------------------------------------------------------------------
FOOD LION #105                    602-50    32,320           02/01/94  09/30/01        2.63      09/30/81  85,050.00
                                                                                       3.68      02/10/94 119,001.96
                                                                                       0.00                     0.00
                                                                                       0.00                     0.00
                                                                                       0.00                     0.00
                                                                                       0.00                     0.00
                                                                                       0.00                     0.00
--------------------------------------------------------------------------------------------------------------------
REVCO #2546
REVCO DISCOUNT STORE OF NC, I     602-60     8,450           11/01/8l  10/31/01        5.50      11/01/81  46,475.04
                                                                                       0.00                     0.00
                                                                                       1.52      02/01/96  12,820.80
                                                                                       4.16      02/09/96  35,184.24
                                                                                       5.75      03/01/96  48,587.52
                                                                                       6.30      11/01/96  53,235.00
--------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                     RENEWAL OPTIONS                    PERCENT RENT
                                Tax   Base   Ins   Base     CAM   Base                         per           Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov  Year    Recov  Year    Beqin      End      SF/YR   Typ               Over    Brk
-----------------------------------------------------------------------------------------------------------------------------------
NORTHSIDE ELECTRONICS
NORMAN HATHCOCK, BILL HISSONG  None     0   None     0    None      0                          0.00          0.00              0
-----------------------------------------------------------------------------------------------------------------------------------
NORTHSIDE ELECTRONICS
NORMAN & JOHN HATHCOCK, BILL   Full     0   Full    0      Full      0  10/01/95  09/30/98     0.00          0.00              0
                                                                                               0.00          0.00              0

-----------------------------------------------------------------------------------------------------------------------------------
FOOD LION #105                 PRS   1982   None    0      Full      0  10/01/01  09/30/06    10.51          1.00      8,505.000  Y
                                                                        10/01/06  09/30/11    10.86          1.00     11,900,200  Y
                                                                        10/01/11  09/30/16    11.21          1.00              0  Y
                                                                        10/01/16  09/30/21    11.56          1.00              0  Y
                                                                        10/01/21  09/30/26    11.92          1.00              0  Y
                                                                        10/01/26  09/30/31    12.27          1.00              0  Y
                                                                        10/01/31  09/30/36    12.62          1.00              0  Y
-----------------------------------------------------------------------------------------------------------------------------------
REVCO #2546
REVCO DISCOUNT STORE OF NC, I  PRS   1982   PRS  1987      Full      0  11/01/96  10/31/01     6.30          2.00      1,267,500
                                                                        11/01/01  10/31/06     6.91          2.00              0
                                                                        11/01/06  10/31/11     7.57          2.00              0
                                                                                               0.00          2.00              0
                                                                                               0.00          2.00              0
                                                                                               0.00          2.00              0
-----------------------------------------------------------------------------------------------------------------------------------

Date: 04/08/97                                                          Page 4
                               EDENS & AVANT, INC.
                             Retai1 Custom Rent Roll

Property:  NORTHSIDE PLAZA - HENDERSON
           1600 NORTH GARNETT STREET
           HENDERSON, NC 27536-0000

Column Legends:
      Tenant/Property MISC column: K - Kiosk  P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index


--------------------------------------------------------------------------------------------------------------------
                TENANT AND PROPERTY INFORMATION                       LEASE TERM                  RENT INFORMATION
                                                                                       per                   Annual
Tenant Name                       Unit #  Sq Feet  Misc       From       To           SF/YR      Begin     Base Rent
--------------------------------------------------------------------------------------------------------------------
CHINA GARDEN
SHAO WANG & YUN-YU ZHENG          602-70    2,400            05/01/96  04/30/01        5.25     05/01/96   12,600.00
                                                                                       0.00                     0.00
                                                                                       6.00     05/01/99   14,400.00
--------------------------------------------------------------------------------------------------------------------
SUBWAY #6023
SUBWAY SOUTH INC.                 602-80    2,027            04/01/94  03/31/97        0.00                     0.00
                                                                                       7.32     04/01/93   14,832.00
                                                                                       7.53     04/01/94   15,263.28
                                                                                       0.00                     0.00
--------------------------------------------------------------------------------------------------------------------
Available                         602-90    3,652                                      0.00                     0.00
--------------------------------------------------------------------------------------------------------------------
BENEFICIAL FINANCE
BENEFICIAL NORTH CAROLINA, IN     602-100   2,135            04/01/86  03/31/01        6.32     04/01/91   13,503.84
                                                                                       0.00                     0.00
                                                                                       0.00                     0.00
                                                                                       6.32     04/01/96   13,503.84
                                                                                       6.65     04/01/99   14,197.80
--------------------------------------------------------------------------------------------------------------------
ASSOCIATED SERVICES CORP.
F/K/A ALVEMARLE SERVICES/THE      602-110   1,995            12/01/87  11/30/97        6.00     12/01/90   11,970.00
                                                                                       0.00                     0.00
                                                                                       7.00     12/01/93   13,965.00
--------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                     RENEWAL OPTIONS                    PERCENT RENT
                                Tax   Base   Ins   Base     CAM   Base                         per           Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov  Year    Recov  Year    Beqin      End      SF/YR   Typ               Over    Brk
-----------------------------------------------------------------------------------------------------------------------------------
CHINA GARDEN
SHAO WANG & YUN-YU ZHENG       Full     0   Full     0    Full      0   05/01/01  04/30/06    7.00           0.00             0
                                                                                              0.00           0.00             0
                                                                                              0.00           0.00             0
-----------------------------------------------------------------------------------------------------------------------------------
SUBWAY #6023
SUBWAY SOUTH INC.              PRS   1988   PRS   1988    Full      0   04/01/94  03/31/97    7.53           0.00             0
                                                                        04/01/97  03/31/00    0.00           0.00             0
                                                                        04/01/94  03/31/95    3.76           0.00             0
                                                                        04/01/95  03/31/96    3.76           0.00             0
-----------------------------------------------------------------------------------------------------------------------------------
Available                               0            0              0                         0.00           0.00             0
-----------------------------------------------------------------------------------------------------------------------------------
BENEFICIAL FINANCE
BENEFICIAL NORTH CAROLINA, IN  Full     0   Full     0    Full      0   04/01/91  03/31/96    6.32           0.00             0
                                                                        04/01/01  03/31/06    7.25           0.00             0
                                                                                              0.00           0.00             0
                                                                                              0.00           0.00             0
                                                                                              0.00           0.00             0
-----------------------------------------------------------------------------------------------------------------------------------
ASSOCIATED SERVICES CORP.
F/K/A ALVEMARLE SERVICES/THE   PRS   1987   PRS   1987    Full      0   12/01/97  11/30/02    0.00           0.00             0
                                                                        12/01/02  11/30/07    0.00           0.00             0
                                                                                              0.00           0.00             0
-----------------------------------------------------------------------------------------------------------------------------------

Date: 04/08/97                                                          Page 5
                               EDENS & AVANT, INC.
                             Retai1 Custom Rent Roll

Property:  NORTHSIDE PLAZA - HENDERSON
           1600 NORTH GARNETT STREET
           HENDERSON, NC 27536-0000

Column Legends:
       Tenant/Property MISC column: K - Kiosk  P - Perimeter Tenant
       Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index


--------------------------------------------------------------------------------------------------------------------
                TENANT AND PROPERTY INFORMATION                       LEASE TERM                  RENT INFORMATION
                                                                                       per                   Annual
Tenant Name                       Unit #  Sq Feet  Misc       From       To     MTM   SF/YR      Begin     Base Rent
--------------------------------------------------------------------------------------------------------------------
DOLLAR GENERAL #2250
DOLGENCORP, INC.                  602-120   7,200            02/01/96  01/31/99        2.59     03/11/96   18,640.44
                                                                                       3.75     04/01/96   27,000.00
--------------------------------------------------------------------------------------------------------------------
Available
                                  602-130   1,067                                      0.00                     0.00
--------------------------------------------------------------------------------------------------------------------
PD QUIX
RESTAURANT VENTURES INTERNATI     602-150       0    P       03/01/95  02/28/00        0.00     03/01/90   12,000.00
                                                                                       0.00     03/01/95   14,400.00
                                                                                       0.00                     0.00
Available                         602-9999     44                                      0.00                     0.00
--------------------------------------------------------------------------------------------------------------------
   Square Feet:  Occupied .... 61,327    Current Annual Base Rent     283,705.80
                 Available ...  4,763
                 Total ....... 66,090


-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                     RENEWAL OPTIONS                    PERCENT RENT
                                Tax   Base   Ins   Base     CAM   Base                         per           Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov  Year    Recov  Year    Beqin      End      SF/YR   Typ               Over    Brk
-----------------------------------------------------------------------------------------------------------------------------------
DOLLAR GENERAL #2250
DOLGENCORP, INC.               Full     0   Full     0    Full      0   02/01/99  01/31/02    4.16          2.50      900,000
                                                                                              0.00          2.50            0
-----------------------------------------------------------------------------------------------------------------------------------
Available                               0            0              0                         0.00          0.00            0

-----------------------------------------------------------------------------------------------------------------------------------
PD QUIX
RESTAURANT VENTURES INTERNATI  None     0   None     0    None      0   03/01/95  02/28/00    0.00          2.00      400,000
                                                                        03/01/00  02/28/05    0.00          2.00            0
                                                                        03/01/05  02/28/10    0.00          2.00            0
-----------------------------------------------------------------------------------------------------------------------------------
Available                               0            0              0                         0.00          0.00            0
-----------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY

                               [GRAPHIC OMITTED]

                       Garrett Street - Facing Northeast


                               [GRAPHIC OMITTED]

                       Garrett Street - Facing Southwest

                               [GRAPHIC OMITTED]

                             Front View of Subject


                               [GRAPHIC OMITTED]

                              Side View of Subject

                               [GRAPHIC OMITTED]

                             Rear View of Subject

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                                Market Study of:

                                RALEIGH BOULEVARD
                                 SHOPPING CENTER

                             1100 Raleigh Boulevard
                      Raleigh, Wake County, North Carolina

                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                 April 29, 1997

                 [LETTERHEAD OF O. MARSHALL DODDS COMPANY, INC.]

                                   May 1, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:   Market Study
      Raleigh Boulevard Shopping Center
      1100 Raleigh Boulevard
      Raleigh, Wake County, North Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 29, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 72,232 square feet of leaseable area. The center was constructed in 1990 and the anchor tenants are Food Lion and Eckerd Drug Store. The subject property is currently
94.46 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                              Respectfully submitted,

                              O. MARSHALL DODDS COMPANY, INC.


                              /s/ O. Marshall Dodds, MAI
                              ------------------------------
                              O. Marshall Dodds, MAI
                              State Certified General
                              Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Raleigh is the capital of the state of North Carolina and the county seat of Wake County. It occupies an area of 93.9 square miles, with the county occupying an area of 854.36 square miles. The city is located in central North Carolina within fifteen minutes of the Research Triangle Park, which is the nation's largest planned research and development park. In addition to Raleigh, Wake County has eleven other municipalities including Wake Forest, Rolesville, Garner, Wendell, Apex and Knightdale. Raleigh is located between I-95 and I-85 and approximately 23 miles southeast of Durham, 78 miles southeast of Greensboro and 143 miles northeast of Charlotte. Major highways serving the area include I-40, US Highways #1, #401, #64 and #70 and NC Highways #50 and #54. Also, a 31 mile beltline around the city was completed in 1983. The unemployment rate for Wake County as of July 1994 was 3.5% and North Carolina had an unemployment rate of 4.5%. The population of Raleigh in 1993 was 230,418 which represented a 53.35 percent increase over the 1980 Census estimate.

Neighborhood and Site

The subject neighborhood is located in the eastern section of the City of Raleigh near the intersection of Raleigh Boulevard and Crabtree Boulevard. The neighborhood is continuously growing and there are a number of single family and multi-family dwellings located throughout the neighborhood. Commercial properties are located along the major traffic arteries. The Raleigh North Millbank Court Apartments is located in the neighborhood across Raleigh Boulevard from the subject. Several single family residential subdivisions are located in the neighborhood including Heritage Heights, Lions Way and Madonna Acres. The Mary E. Phillips High School and St. Augustine College are located at the intersection of Oakwood Avenue and Milburnie Road in the immediate neighborhood. The downtown area of Raleigh and the state capitol complex are located to the southwest of the subject neighborhood.

Physical features are as follows:

1.  Size                             8.72 acres or 379,843 square feet

2.  Identity                         1100 Raleigh Boulevard
                                     TMS 525-2027

3.  Shape                            irregular

4.  Topography                       generally level

5.  Accessibility                    good from either direction

6.  Utilities                        municipal

Physical Description

Building features are as follows:

1.  Size (net)                       72,232 square feet

2.  Layout & Design                  1 story-food store, drug store, 15 shops

3.  Parking Spaces                   360
                                     4.98 per 1,000 square of net area

4.  Construction                     brick and glass front with concrete block
                                     on side and rear and metal seamed roof

Market Position and Marketability Conclusions

The shopping center market within the area of subject is healthy at this time. Subject is part of eastern Wake County area. In a survey published by the Triangle Business Journal, there are approximately 20 shopping centers with approximately 2,162,000 square feet in the same area as subject. The available square feet for the first quarter of 1997 consists of approximately 168,000 square feet with the availability rate being 7.78%. According to the survey, there is one center under construction at this time in the same submarket as subject in the City of Garner which is south of the subject neighborhood. It will contain approximately 110,000 square feet and is expected to be completed by February of 1998.


                               [GRAPHIC OMITTED]


The subject property is in the middle of the neighborhood being at the intersection of Raleigh Boulevard and Glascock Street. The location of subject is convenient to the single family and multi-family dwellings that are located throughout the neighborhood. The Mary E. Phillips High School and St. Augustine College are located in the subject neighborhood and are thought to have aided in the overall development of the neighborhood.

The Southgate Plaza is located at the intersection of Cross Link Road and Rock Quarry Road. This center is very similar to subject with respect to size and location. It was built in 1985 and the rental rate range for the shops is $6.00
- $9.00 per square foot on a triple net basis. The anchor tenants are Winn Dixie and Eckerd Drugs. The Walnut Creek Shopping Center is located at the intersection of Poole Road and the I-440 Beltline. It was built in 1988 and has a rental range for the shops of $8.00 - $11.50. Food Lion and Revco Drugs are the anchor tenants in this center. The Raleigh Oaks Shopping Center is located on Lake Wheeler Road and contains 60,400 square feet. It was built in 1989 and has an average rental rate of $9.00 per square foot for the shops. The leasing agent for this property stated that this rate was somewhat low because this center is located in a less desirable area of Raleigh. Food Lion and Rite Aid are the major tenants in this center. At the time of inspection, the Food Lion store was expanding. The Knightdale Crossing Shopping Center is located at the intersection of US Highway #64 and Smithfield Road in Knightdale, North Carolina which is approximately 5 miles east of Raleigh. This center contains 91,825 square feet. Winn Dixie and Revco are the anchor tenants and the rental range for the shops is from $6.00 to $9.00 per square foot.

The subject property has 15 shops with a rental range from $4.38 - $11.35 per square foot. The lease with H&R Block expires April 30, 1997 but it is thought that they will exercise a renewal option until the year 2000. The majority of the leases have rental rates between $6.00 and $9.00 per square foot. It is thought that these are reasonable rental rates for the neighborhood. Also, an Advance Auto Parts store occupies an outlot to the subject property and is also thought to have a reasonable rental rate for the neighborhood at $9.25 per square foot.

Food Lion has a rate of $6.10 per square foot and Eckerd Drugs has a rate of $8.75 per square foot, but overage rents are being paid by both of these tenants.

The subject property has operated at a high occupancy rate with only 4,000 square feet available at this time for a vacancy rate of 5.54 percent. The location of subject is strategic within the neighborhood and convenient to shoppers throughout the neighborhood.

Trends

The subject property is located in the eastern section of Wake County. The neighborhood is continuing to develop with several single family and multi-family dwellings and some industrial use. Commercial developments are located along the major traffic arteries. The Mary Phillips High School and St. Augustine College are located in the neighborhood.

The demand and desirability for the neighborhood has been good. All trends are favorable at this time and expected to continue.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                         SUBJECT                COMPARABLE 1                   COMPARABLE 2
1.  Identification

    a.  Name                     Raleigh Boulevard SHC          Southgate Plaza                Walnut Creek SHC
                                 ------------------------       ------------------------       -------------------------
    b.  Street                                                  Cross Link Road at             Poole Road at I-440
                                 1100 Raleigh Boulevard         Rock Quarry Road               Beltline
                                 ------------------------       ------------------------       -------------------------
    c.  City                     Raleigh, NC                    Raleigh, NC                    Raleigh, NC
                                 ------------------------       ------------------------       -------------------------
    d.  Distance from subject    N/A                            3 miles                        3 miles
                                 ------------------------       ------------------------       -------------------------
    e.  Contact                  Edens Avant, Inc.              York Properties                Rosen & Associates
                                 ------------------------       ------------------------       -------------------------
    f.  Phone                    (803) 779-4420                 (919) 821-1350                 (516) 822-5350
                                 ------------------------       ------------------------       -------------------------
2.  Attributes

    a.  Year built               1990                           1985                           1988
                                 ------------------------       ------------------------       -------------------------
    b.  Net sq. Ft.              72,232                         70,452                         56,470
                                 ------------------------       ------------------------       -------------------------
    c. # building                1                              2, L-shaped                    1
                                 ------------------------       ------------------------       -------------------------
    d. #stories                  1                              1                              1
                                 ------------------------       ------------------------       -------------------------
    e. Avg. Floor plate size
         (sq. Ft.), if office    N/A                            N/A                            N/A
                                 ------------------------       ------------------------       -------------------------
    f. # elevators               N/A                            N/A                            N/A
                                 ------------------------       ------------------------       -------------------------
    g. Parking                   Adequate                       Adequate                       Adequate
                                 ------------------------       ------------------------       -------------------------
    h. Construction Type         Brick/Concrete Block           Brick/Concrete Block           Brick/Concrete Block
                                 ------------------------       ------------------------       -------------------------
    I.  Vacancy %                5.54%                          0%                             0%
                                 ------------------------       ------------------------       -------------------------
    j.  Anchors, if Retail       Food Lion, Eckerds             Winn Dixie, Eckerd             Food Lion, Revco
                                 ------------------------       ------------------------       -------------------------


                                   COMPARABLE 3                 COMPARABLE 4
1.  Identification

    a.  Name                       Raleigh Oaks SHC             Knightdale Crossing
                                   ----------------------       -----------------------
    b.  Street                                                  US Highway #64 and
                                   Lake Wheeler Road            Smithfield Road
                                   ----------------------       -----------------------
    c.  City                       Raleigh, NC                  Knightdale, NC
                                   ----------------------       -----------------------
    d.  Distance from subject      3 miles                      10 miles
                                   ----------------------       -----------------------
    e.  Contact                    Hunter & Associates          Drucker & Falk
                                   ----------------------       -----------------------
    f.  Phone                      (919) 821-8023               (919) 846-7300
                                   ----------------------       -----------------------
2.  Attributes

    a.  Year built                 1989                         1986
                                   ----------------------       -----------------------
    b.  Net sq. Ft.                60,400                       91,825
                                   ----------------------       -----------------------
    c. # building                  1                            2
                                   ----------------------       -----------------------
    d. #stories                    1                            1
                                   ----------------------       -----------------------
    e. Avg. Floor plate size
         (sq. Ft.), if office      N/A                          N/A
                                   ----------------------       -----------------------
    f. # elevators                 N/A                          N/A
                                   ----------------------       -----------------------
    g. Parking                     Adequate                     Adequate
                                   ----------------------       -----------------------
    h. Construction Type           Brick/Concrete Block         Brick/Concrete Block
                                   ----------------------       -----------------------
    I.  Vacancy %                  2.15%                        1.63%
                                   ----------------------       -----------------------
    j.  Anchors, if Retail         Food Lion, Rite Aid          Winn Dixie, Revco
                                   ----------------------       -----------------------


Comments:         These comparable rentals are located in Raleigh and Knightdale relatively close to subject neighborhood. All of these centers were built in the mid to late 80's with expansion taking place to Comparable #3 at the time of this study. All of the comparables are experiencing high occupancy rates at this time.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                         SUBJECT                COMPARABLE 1                   COMPARABLE 2
1.  Asking Rental Rate
     a.  Anchor Space            N/A                            N/A                            N/A
                                 ------------------------       ------------------------       ------------------------
     b.  Shop Space              $4.38 - $11.35                 $6.00 - $9.00                  $8.00 - $11.50
                                 ------------------------       ------------------------       ------------------------
2.  Lease Type (Gross/Net)       Triple Net                     Triple Net                     Triple Net
                                 ------------------------       ------------------------       ------------------------
3.  Rent Concessions             None                           None                           None
                                 ------------------------       ------------------------       ------------------------
4.  Effective Rent               $6.00 - $9.00                  $6.00 - $9.00                  $8.00 - $11.50
                                 ------------------------       ------------------------       ------------------------
5.  TI Allowance                 None                           None                           None
                                 ------------------------       ------------------------       ------------------------
6.  Expense Stop                 None                           None                           None
                                 ------------------------       ------------------------       ------------------------
7.  Length of Lease Term         3 -5 years (shop)              3 - 5 years (shop)             3 - 5 years (shop)
                                 ------------------------       ------------------------       ------------------------
8.  Commissions                  5.00% - 7.00%                  5.00% to 7.00%                 5.00% - 7.00%
                                 ------------------------       ------------------------       ------------------------
9.  Percentage Rent
      (per lease terms)          Food Lion, Eckerd              Winn Dixie, Eckerd             Food Lion, Revco
                                 ------------------------       ------------------------       ------------------------
10. Historical Annual
      Absorption/sq.ft.          N/A                            N/A                            N/A
                                 ------------------------       ------------------------       ------------------------
11. Annual Operating
Expense  psf (Including
taxes)                           N/A                            N/A                            N/A
                                 ------------------------       ------------------------       ------------------------

C.  RANK RELATIVE TO
         SUBJECT
      (inferior, similar,
        superior)                N/A                            Similar                        Similar
                                 ------------------------       ------------------------       ------------------------


B.  RENTAL INFORMATION

                           COMPARABLE 3               COMPARABLE 4
1.  Asking Rental Rate
     a.  Anchor Space      N/A                        N/A
                           ------------------------   -----------------------
     b.  Shop Space        $9.00                      $6.00 - $9.00
                           ------------------------   -----------------------
2.  Lease Type (Gross/Net  Triple Net                 Triple Net
                           ------------------------   -----------------------
3.  Rent Concessions       None                       None
                           ------------------------   -----------------------
4.  Effective Rent         $9.00                      $6.00 - $9.00
                           ------------------------   -----------------------
5.  TI Allowance           $1.78                      None
                           ------------------------   -----------------------
6.  Expense Stop           None                       None
                           ------------------------   -----------------------
7.  Length of Lease Term   3 - 5 years (shop)         3 - 5 years (shop)
                           ------------------------   -----------------------
8.  Commissions            5.00% to 7.00%             5.00% to 7.00%
                           ------------------------   -----------------------
9.  Percentage Rent
      (per lease terms)    Food Lion, Rite Aid        Winn Dixie, Revco
                           ------------------------   -----------------------
10. Historical Annual
      Absorption/sq.ft.    N/A                        N/A
                           ------------------------   -----------------------
11. Annual Operating
Expense  psf (Including
taxes)                     N/A                        N/A
                           ------------------------   -----------------------

C.  RANK RELATIVE TO
         SUBJECT
      (inferior, similar,
        superior)          Similar                    Superior
                           ------------------------   -----------------------

D. EXPLAIN RANKING/COMMENTS: Subject is the one of the newest shopping center in this submarket. Comparable #4 is a larger center than subject and is located in Knightdale which is a suburb of Raleigh. The rental rates that are being received are in the same range as the subject. Also, the center is located on US Highway #64 which is a more heavily traveled thoroughfare. The other shopping centers have been rated as similar and are thought to be so with subject.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================


                               [GRAPHIC OMITTED]


Name:                               Southgate Plaza
Location:                           Cross Link Road at Rock Quarry Road
                                    Raleigh, NC
Year Built:                         1985
Total Size:                         70,452 SF
Vacant Space:                       None
Vacancy Rate:                       0%
Rental Range:                       $6.00 - $9.00
Tenant Expenses:                    Triple Net



Remarks: Winn Dixie and Eckerd Drugs are the major tenants. Located on Cross Link Road and Rock Quarry Road. Has operated at a high occupancy level.

Comparable Rental No. 2
================================================================================


                               [GRAPHIC OMITTED]


Name:                               Walnut Creek Shopping Center
Location:                           Poole Road at I-440 Beltline
                                    Raleigh, NC
Year Built:                         1988
Total Size:                         56,470 SF
Vacant Space:                       None
Vacancy Rate:                       0%
Rental Range:                       $8.00 - $11.50
Tenant Expenses:                    Triple Net

Remarks:                            Major tenants are Food Lion and Revco Drugs.
                                    A McDonald's fast food restaurant occupies the outlot. This center is also located in close proximity to the Walnut Creek Ampitheater and off of a major thoroughfare (I-440 Beltline).

Comparable Rental No. 3
================================================================================


                               [GRAPHIC OMITTED]


Name:                               Raleigh Oaks Shopping Center
Location:                           Lake Wheeler Road
                                    Raleigh, NC
Year Built:                         1989
Total Size:                         60,400 SF
Vacant Space:                       1,300 SF
Vacancy Rate:                       2.15%
Average Rental Rate:                $9.00
Tenant Expenses:                    Triple Net

Remarks:                            This center is in the process of expansion.
                                    The leasing agent stated that the rental rates are somewhat low for the city because the center is located in a less desirable area.

Comparable Rental No. 4
================================================================================


                               [GRAPHIC OMITTED]


Name:                               Knightdale Crossing
Location:                           US Highway #64 at Smithfield Road
                                    Knightdale, NC
Year Built:                         1986
Total Size:                         91,825 SF
Vacant Space:                       Approximately 1,500 SF
Vacancy Rate:                       1.63%
Local Rent Range:                   $6.00 - $9.00
Tenant Expenses:                    Triple Net

Remarks: This center is located off of a heavily traveled thoroughfare (US Highway #64). It is located in a suburb of Raleigh.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II. SALES COMPARABLE

                                         SUBJECT            COMPARABLE 1               COMPARABLE 2
1.   Identification

     a.  Name                    Raleigh Boulevard SHC      St. Andrews Crossing       Eastage Shopping Center
                                 ------------------------   ------------------------   --------------------------
     b.  Street Address                                                                NWC Whiskey Rd. &
                                 1100 Raleigh Boulevard     817 St. Andrews Road       Eastgate Dr.
                                 ------------------------   ------------------------   --------------------------
     c.  City                    Raleigh, NC                Columbia, SC               Aiken, SC
                                 ------------------------   ------------------------   --------------------------
     d.  Distance from Subject   N/A                        205 miles                  261  miles
                                 ------------------------   ------------------------   --------------------------
2.  Attributes

     a.  Year Built              1990                       1994                       1995
                                 ------------------------   ------------------------   --------------------------
     b.  Net sq. feet            72,232                     66,910 SF                  75,716 SF
                                 ------------------------   ------------------------   --------------------------
     c. # Buildings              1                          1                          1
                                 ------------------------   ------------------------   --------------------------
     d. # of Stories             1                          1                          1
                                 ------------------------   ------------------------   --------------------------
     e. Vacancy %                5.54%                      0%                         7.21%
                                 ------------------------   ------------------------   --------------------------
3.  Sales Information

     a.  Sales Price             N/A                        $6,550,000                 $6,675,000
                                 ------------------------   ------------------------   --------------------------
     b.  Sales Price PSF         N/A                        $97.89                     $88.16
                                 ------------------------   ------------------------   --------------------------
     c. Cap. Rate                N/A                        9.69%                      9.86%
                                 ------------------------   ------------------------   --------------------------
     d. Date                     N/A                        05-25-94                   09-28-95
                                 ------------------------   ------------------------   --------------------------
     e.  NOI at time of Sale     N/A                        $634,797                   $782,704
                                 ------------------------   ------------------------   --------------------------
4.  Rank Relative to Subject
     (inferior, similar,
          superior)              N/A                        Similar                    Similar
                                 ------------------------   ------------------------   --------------------------

                              COMPARABLE 3             COMPARABLE 4
1.   Identification

     a.  Name                 One Norman Center        Paw Creek Commons
                              -----------------------  -----------------------
     b.  Street Address       19706 One Norman         E/S Little Rock Road
                              Blvd.                    at Freedom Drive
                              -----------------------  -----------------------
     c.  City                 Cornelius, NC            Charlotte, NC
                              -----------------------  -----------------------
     d.  Distance from Subject142 miles                142 miles
                              -----------------------  -----------------------
2.  Attributes

     a.  Year Built           1993                     1996
                              -----------------------  -----------------------
     b.  Net sq. feet         54,185 SF                66,050 SF
                              -----------------------  -----------------------
     c. # Buildings           1                        1
                              -----------------------  -----------------------
     d. # of Stories          1                        1
                              -----------------------  -----------------------
     e. Vacancy %             6.98%                    2.73%
                              -----------------------  -----------------------
3.  Sales Information

     a.  Sales Price          $4,650,000               $5,120,000
                              -----------------------  -----------------------
     b.  Sales Price PSF      $85.82                   $77.52
                              -----------------------  -----------------------
     c. Cap. Rate             9.68%                    9.60%
                              -----------------------  -----------------------
     d. Date                  10-12-95                 03-25-97
                              -----------------------  -----------------------
     e.  NOI at time of Sale  $474,591                 $517,412
                              -----------------------  -----------------------
4.  Rank Relative to Subject
     (inferior, similar,
          superior)           Similar                  Similar
                              -----------------------  -----------------------

Explain Ranking/Comments: All of these comparables ranked similar to subject and are relatively the same size as subject. They are, however, newer than subject.

COMPARABLE SHOPPING CENTER SALES

Comparable Sale No. 1
================================================================================


                               [GRAPHIC OMITTED]


TMS                       6012 -1 -1
NAME                      St. Andrews Crossing
LOCATION                  St. Andrews Road and I-26, Columbia, SC
GRANTOR                   Hayley-Redd, L.P.
GRANTEE                   F.A.C. Properties
DEED REFERENCE            Book 1199, Page 331
DATE                      May 25, 1994
SALES PRICE               $6,550,000
ADJUSTED SALES PRICE      $6,550,000
SIZE BUILDING             66,910
SALES PRICE PER S.F.      $97.89
SIZE LAND (ACRES)         8.08
SIZE LAND (S.F.)          351,965
YEAR BUILT                1994
LAND/BUILDING RATIO       5.26 To 1
UTILITIES                 All available
VERIFICATION              Deed
ZONING                    Commercial
FINANCING                 Market
EFFECTIVE GROSS INCOME    $686,905
EGIM                      9.54
NET OPERATING INCOME      $634,797
OVERALL RATE              9.69%
VERIFICATION              Public Records
TYPE OF PURCHASER         Private Investor
COMMENTS                  This was an arms length sale. This neighborhood
                          shopping center is anchored by Kroger and is located in a good commercial area with good accessibility and fair exposure. The construction is brick veneer and concrete block.

(503)

Comparable Sale No. 2
================================================================================


                               [GRAPHIC OMITTED]


NAME                      Eastgate Shopping Center
LOCATION                  Northwest Corner of Whiskey Road and Eastgate Drive,
                          Aiken, SC
GRANTOR                   PDG Aiken Partners, LP
GRANTEE                   Southeast U.S. Retail, LP
DATE                      Sep 28, 1995
SALES PRICE               $6,675,000
SIZE BUILDING             75,716
SALES PRICE PER S.F.      $88.16
SIZE LAND (ACRES)         8.79
SIZE LAND (S.F.)          382,892
YEAR BUILT                1995
LAND/BUILDING RATIO       5.06 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $782,704
EFFECTIVE GROSS INCOME    $782,704
GROSS INCOME MULTIPLE     8.53
EGIM                      8.53
NET OPERATING INCOME      $657,896
OVERALL RATE              9.86%
TYPE OF PURCHASER         Private Investor
COMMENTS                  Part of a portfolio of Publix anchored shopping
                          centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

(643)

Comparable Sale No. 3
================================================================================


                               [GRAPHIC OMITTED]


NAME                      One Norman Center
LOCATION                  19706 One Norman Boulevard, Cornelius, Mecklenburg
                          County, NC
GRANTOR                   One Norman Center, LP
GRANTEE                   Lucky Realty
DEED REFERENCE            Book 8325, Page 721
DATE                      Oct 12, 1995
SALES PRICE               $4,650,000
SIZE BUILDING             54,185
SALES PRICE PER S.F.      $85.82
SIZE LAND (ACRES)         5.69
SIZE LAND (S.F.)          247,856
YEAR BUILT                1993
LAND/BUILDING RATIO       4.57 To 1
UTILITIES                 All Public
VERIFICATION              Public Records
ZONING                    CUB-2
FINANCING                 Cash to Seller
GROSS POTENTIAL INCOME    $474,591
EFFECTIVE GROSS INCOME    $474,591
GROSS INCOME MULTIPLE     9.80
EGIM                      9.80
NET OPERATING INCOME      $450,188
OVERALL RATE              9.68%
TYPE OF PURCHASER         Private Investor
COMMENTS                  This is a neighborhood center with Bi-Lo as the major
                          tenant (42,680 SF). Locals include Blockbuster Video,
                          El Cancun Restaurant, Papa John's Pizza, Baskin
                          Robbins. The rent for Bi-Lo is $8.25 per square foot;
                          local shops range from $10.50 to $13.00 per square foot. Triple net lease.

(716)

Comparable Sale No. 4
================================================================================


                               [GRAPHIC OMITTED]


TMS                       59 -231 -22 ,23 pt.
NAME                      Paw Creek Commons
LOCATION                  East side of Little Rock Road at Freedom Drive,
                          Charlotte, NC
GRANTOR                   Paw Creek, LLC
GRANTEE                   Frastacky and Associates
DATE                      Mar 25, 1997
SALES PRICE               $5,120,000
ADJUSTED SALES PRICE      $5,120,000
SIZE BUILDING             66,050
SALES PRICE PER S.F.      $77.52
SIZE LAND (ACRES)         9.82
SIZE LAND (S.F.)          427,759
YEAR BUILT                1996
LAND/BUILDING RATIO       6.48 To 1
UTILITIES                 Municipal
VERIFICATION              Public Records
ZONING                    CC, Commercial Center
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $568,840
EFFECTIVE GROSS INCOME    $552,054
GROSS INCOME MULTIPLE     9.00
EGIM                      9.27
NET OPERATING INCOME      $517,412
OVERALL RATE              9.60%
TYPE OF PURCHASER         Private Investor
COMMENTS                  The overall rate of 10.10 percent has been adjusted
                          down by 50 basis points since the sales contract is pre-construction. The major tenants are Winn Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. Anchor income is 79.41 percent of gross income.

(793)

      ADDENDA

o     Wake County Demographics
o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

USA COUNTIES 1996
Geographic Area: Wake, NC (37183)
Table: GENERAL PROFILE

POPULATION AND HOUSING (Bureau of the Census)
    Total resident population:
      1995 .......................................................       513,639
      Percent 65 years and over ..................................           7.9
      1990 .......................................................       426,301
      1980 .......................................................       301,429
  Occupied housing units, 1990 ...................................       165,743
    Percent owner occupied .......................................          60.9
BIRTHS AND DEATHS (National Center for Health Statistics)
  Births, 1993 ...................................................         7,361
    Per 1,000 resident population ................................          15.5
    Percent to mothers under 20 years of age .....................           7.1
  Deaths, 1993 ...................................................         2,738
    Per 1,000 resident population ................................           5.7
  Infant deaths per 1,000 live births, 1993 ......................           9.8
EDUCATION (Bureau of the Census)
  Persons 25 years and over, 1990 ................................       271,387
    Percent high school graduates ................................          85.4
    Percent college graduates ....................................          35.3
LABOR FORCE (Bureau of Labor Statistics)
  Civilian labor force, 1994 .....................................       288,588
    Percent unemployed ...........................................           3.0
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
  Total establishments, 1993 .....................................        14,957
    Percent retail trade .........................................          22.4
    Percent services .............................................          37.2
  Paid employees, 1993 (pay period including March 12)~ ..........       227,468
  Annual payroll, 1993 ($1,000) ..................................     5,541,855
PERSONAL INCOME (Bureau of Economic Analysis)
  Total personal income, 1993 ($1,000) ...........................    11,401,354
    Per capita (dollars) .........................................        23,959
AGRICULTURE (Bureau of the Census)
  Number of farms, 1992 ..........................................           833
    Land in farms as percent of total land .......................            22
RETAIL TRADE (Bureau of the Census)
  Retail sales, 1992 ($1,000) ....................................     4,381,013
    Per capita (dollars) .........................................         9,554
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
  Number of offices, June 30, 1994 ...............................           166
    Total deposits ($1,000) ......................................     4,213,104
SOCIAL PROGRAMS (Social Security Administration)
  Total Social Security recipients, December 1993 ................        52,775
    Retired workers ..............................................        32,255
  Supplementary Security Income recipients, December 1994 ........         7,456
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
  Total direct expenditures or obligations per capita:
    1994 (dollars) ...............................................         4,529
    1990 (dollars) ...............................................         3,867

(NA) Not available. (D) Avoid disclosure of confidential information.
(X) Not applicable. (S) Does not meet publication standards.
(Z) Value > 0 but < half unit of measure shown.
NOTE: 0 data may indicate geographic/data footnotes.

Source: U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

                               [GRAPHIC OMITTED]


                             COMPARABLE RENTAL MAP

                               [GRAPHIC OMITTED]


                             COMPARABLE SALES MAP

                               [GRAPHIC OMITTED]


                                BUILDING SKETCH

Date: 04/08/97                                                          Page 143


                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Property:   RALEIGH BOULEVARD
            1100 RALEIGH BOULEVARD
            RALEIGH, NC 27610
Co1umn Legends:
  Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
  Renewal Options  TYP Column: TSD - To be Determined CPI - Consumer Price Index

-----------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION                            LEASE TERM                 RENT INFORMATION
                                                                                     per                Annual
Tenant Name                        Unit #  Sq Feet  Misc   From        To     MTM   SF/YR  Begin      Base Rent

-----------------------------------------------------------------------------------------------------------------
H&R BLOCK
H&R BLOCK EASTERN TAX SERVICE    680-  10    1,400       12/01/93   04/30/97        0.00                    0.00

                                                                                    0.00                    0.00

                                                                                    7.50  12/01/93     10,500.00
-----------------------------------------------------------------------------------------------------------------
PORTIA'S HAIR SALON
                                 680-  20    1,400       01/01/95  12/31/97         6.30  01/01/93      8,820.00

                                                                                    7.00  01/01/94      9,804.00

                                                                                    7.71  01/01/94     10,800.00

                                                                                    8.53  01/01/96     11,940.00

                                                                                    9.43  01/01/97     13,200.00

-----------------------------------------------------------------------------------------------------------------
Available

                                 680-  30    4,000                                  0.00                   0.00

-----------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR STORE #281
FAMILY DOLLAR STORES OF NC, I    680-  35    8,000       09/01/93  12/31/03         4.38  09/01/93     35,000.04

                                                                                    4.59  01/01/04     36,750.00

                                                                                    4.82  01/01/09     38,587.56

                                                                                    5.06  01/01/14     40,516.92

                                                                                    5.32  01/01/19     42,542.76

-----------------------------------------------------------------------------------------------------------------
BEAUTY MART
KWANG SUK KIM                    680-  40    2,800       12/01/93  11/30/97         0.00                    0.00

                                                                                    0.00                    0.00


-----------------------------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION             REIMBURSEMENTS                     RENEWAL OPTIONS              PERCENT RENT
                                   Tax   Base   Ins     Base    CAM  Base                       per        Pcent  of   Amount  Nat
Tenant Name                       Recov  Year  Recov    Year   Recov Year   Begin      End     SF/YR  Typ               Over   Brk.

-----------------------------------------------------------------------------------------------------------------------------------

H&R BLOCK
H&R BLOCK EASTERN TAX SERVICE     Full     0    Full      0     Full   0  05/01/97  04/30/00    0.00       0.00         0

                                                                                                0.00       0.00         0

                                                                                                0.00       0.00         0
-----------------------------------------------------------------------------------------------------------------------------------
PORTIA'S HAIR SALON
                                  Full     0    Full      0     Full   0                        0.00       0.00         0

                                                                                                0.00       0.00         0

                                                                                                0.00       0.00         0

                                                                                                0.00       0.00         0

                                                                                                0.00       0.00         0

-----------------------------------------------------------------------------------------------------------------------------------
Available

                                           0              0            0                        0.00       0.00         0

-----------------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR STORE #281
FAMILY DOLLAR STORES OF NC, I     PRS   1994    PRS    1994     Full   0  01/01/04   12/31/09   4.59       3.00  1,166,700    Y

                                                                          01/01/10   12/31/15   4.82       3.00  1,225,000    Y

                                                                          01/01/16   12/31/20   5.06       3.00  1,286,300    Y

                                                                          01/01/21   12/31/25   5.32       3.00  1,350,600    Y

                                                                                                0.00       3.00  1,418,100    Y

-----------------------------------------------------------------------------------------------------------------------------------
BEAUTY MART
KWANG SUK KIM                     Full     0   Full       0     Full   0  12/01/95  11/30/97    0.00       0.00          0

                                                                                                0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------

Date: 04/08/97                                                         Page 144
                              EDENS & AVANT, INC.
                            Retail Custom Rent Roll

Property:   RALEIGH BOULEVARD
            1100 RALEIGH BOULEVARD
            RALEIGH, NC 27610
Co1umn Legends:
  Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
  Renewal Options  TYP Column: TSD - To be Determined CPI - Consumer Price Index

-----------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION                            LEASE TERM                 RENT INFORMATION
                                                                                     per                Annual
Tenant Name                        Unit #  Sq Feet  Misc   From        To     MTM   SF/YR  Begin      Base Rent

-----------------------------------------------------------------------------------------------------------------
BEAUTY MART
KWANG SUK KIM                    680-  40    2,800       12/01/93   11/30/97        6.00  12/01/93     16,800.00

                                                                                    7.00  12/01/95     19,599.96
-----------------------------------------------------------------------------------------------------------------
RENTERS CHOICE, INC. #371
RENTERS CHOICE, INC.             680-  50    3,350       03/01/92  08/31/01         0.00                    0.00

                                                                                    0.00                    0.00

                                                                                    6.60  09/01/93     22,116.00

                                                                                    7.10  09/01/94     23,784.00

                                                                                    7.60  09/01/95     25,464.00

                                                                                    8.10  09/01/96     27,132.00

                                                                                    8.10  09/01/97     27,135.00

                                                                                    8.50  09/01/98     28,474.92

                                                                                    9.10  09/01/00     30,484.92

-----------------------------------------------------------------------------------------------------------------
FOOD LION #757
FOOD LION #757                  680-  70   25,000       02/25/90  02/24/10          0.00                    0.00

                                                                                    6.10  03/01/91    152,499.96

                                                                                    0.00                    0.00

                                                                                    0.00                    0.00

-----------------------------------------------------------------------------------------------------------------
SUPER 10 STORE #122
VARIETY WHOLESALERS INC.        680-  80    6,042       04/01/90  02/28/00         5.59  04/01/90     33,800.04

                                                                                   4.48  08/01/93     27,040.08
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION             REIMBURSEMENTS                     RENEWAL OPTIONS              PERCENT RENT
                                   Tax   Base   Ins     Base    CAM  Base                       per        Pcent  of   Amount  Nat
Tenant Name                       Recov  Year  Recov    Year   Recov Year   Begin      End     SF/YR  Typ               Over   Brk.

--------------------------------------------------------------------------------------------------------------------------------
BEAUTY MART
KWANG SUK KIM                     Full     0    Full      0     Full   0                        0.00       0.00         0

                                                                                                0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------
RENTERS CHOICE, INC. #371         Full     0    Full      0     Full   0  09/01/95   08/31/97   7.60       0.00         0
RENTERS CHOICE, INC.
                                                                          09/01/97   08/31/01   0.00       0.00         0

                                                                                                0.00       0.00         0

                                                                                                0.00       0.00         0

                                                                                                0.00       0.00         0

                                                                                                0.00       0.00         0

                                                                                                0.00       0.00         0

                                                                                                0.00       0.00         0

                                                                                                0.00       0.00         0
--------------------------------------------------------------------------------------------------------------------------------
FOOD LION #757
FOOD LION #757                    Full     0    None      0     Fixed  0  03/01/11   02/28/16   6.40       1.00 15,250,000

                                                                          03/01/16   02/28/21   6.71       1.00          0

                                                                          03/01/21   02/28/26   7.02       1.00          0

                                                                          03/01/26   02/28/31   7.32       1.00          0

--------------------------------------------------------------------------------------------------------------------------------
SUPER 10 STORE #122
VARIETY WHOLESALERS INC.          PRS   1989   PRS   1989       Fixed  0                        0.00       0.00          0

                                                                                                0.00       0.00          0
--------------------------------------------------------------------------------------------------------------------------------

Date: 04/08/97                                                          Page 145


                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Property:   RALEIGH BOULEVARD
            1100 RALEIGH BOULEVARD
            RALEIGH, NC 27610
Co1umn Legends:
  Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
  Renewal Options  TYP Column: TSD - To be Determined CPI - Consumer Price Index

-----------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION                            LEASE TERM                 RENT INFORMATION
                                                                                     per                Annual
Tenant Name                        Unit #  Sq Feet  Misc   From        To     MTM   SF/YR  Begin      Base Rent

-----------------------------------------------------------------------------------------------------------------
SUBWAY #13926
SUBWAY REAL ESTATE CORP.         680-  90    1,400       09/01/93  08/31/99         0.00                    0.00

                                                                                    7.00  12/01/93      9,800.04

                                                                                    0.00                    0.00

                                                                                    7.84  09/01/96     10,980.00
-----------------------------------------------------------------------------------------------------------------
BOULEVARD GOLD EXCHANGE
DONALD R. SULT                   680- 100    1,400       01/01/97  12/31/99         0.00                    0.00

                                                                                    0.00                    0.00

                                                                                    9.00  01/01/93     12,600.00

                                                                                    9.43  01/01/96     13,200.00

                                                                                    9.50  01/01/97     13,299.96

                                                                                    9.75  01/01/98     13,650.00
-----------------------------------------------------------------------------------------------------------------
FOXY NAILS
THI QUANG PHAM, NGUYET T. TRA    680- 110    1,400       12/01/96  11/30/99         0.00                    0.00

                                                                                    0.00                    0.00

                                                                                    9.00  12/01/96     12,600.00

                                                                                    9.50  12/01/97     13,299.96
-----------------------------------------------------------------------------------------------------------------
LAM'S GARDEN RESTAURANT
LAM'S GARDEN RESTAURANT          680- 120    1,400       11/15/92  12/31/02         3.25  06/01/93      4,548.00

                                                                                    6.50  12/01/93      9,096.00

                                                                                    7.50  01/01/96     10,500.00
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION             REIMBURSEMENTS                     RENEWAL OPTIONS              PERCENT RENT
                                   Tax   Base   Ins     Base    CAM  Base                       per        Pcent  of   Amount  Nat
Tenant Name                       Recov  Year  Recov    Year   Recov Year   Begin      End     SF/YR  Typ               Over   Brk.

-----------------------------------------------------------------------------------------------------------------------------------
SUBWAY #13926
SUBWAY REAL ESTATE CORP.         Full     0    Full      0     Full   0   09/01/96  08/31/99    7.84       0.00         0

                                                                          09/01/99  08/31/03    9.05       0.00         0

                                                                                                0.00       0.00         0

                                                                                                0.00       0.00         0
-----------------------------------------------------------------------------------------------------------------------------------
BOULEVARD GOLD EXCHANGE
DONALD R. SULT                   Full     0    Full      0     Full   0   01/01/00  12/31/02    0.00       0.00         0

                                                                                                0.00       0.00         0

                                                                                                0.00       0.00         0

                                                                                                0.00       0.00         0

                                                                                                0.00       0.00         0

                                                                                                0.00       0.00         0
-----------------------------------------------------------------------------------------------------------------------------------
FOXY NAILS
THI QUANG PHAM, NGUYET T. TRA    Full     0    Full      0     Full   0   12/01/99  11/30/02    0.00       0.00         0

                                                                                                0.00       0.00         0

                                                                                                0.00       0.00         0

                                                                                                0.00       0.00         0
-----------------------------------------------------------------------------------------------------------------------------------
LAM'S GARDEN RESTAURANT
LAM'S GARDEN RESTAURANT          Full     0   Full       0     Full   0                         0.00       0.00         0

                                                                                                0.00       0.00         0

                                                                                                0.00       0.00         0
-----------------------------------------------------------------------------------------------------------------------------------

Date: 04/08/97                                                          Page 146


                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Property:   RALEIGH BOULEVARD
            1100 RALEIGH BOULEVARD
            RALEIGH, NC 27610
Co1umn Legends:
  Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
  Renewal Options  TYP Column: TSD - To be Determined CPI - Consumer Price Index

-----------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION                            LEASE TERM                 RENT INFORMATION
                                                                                     per                Annual
Tenant Name                        Unit #  Sq Feet  Misc   From        To     MTM   SF/YR  Begin      Base Rent

-----------------------------------------------------------------------------------------------------------------
LAM'S GARDEN RESTAURANT
LAM'S GARDEN RESTAURANT          680- 120    1,400       11/15/92  12/31/02         8.00  01/01/99     11,196.00

                                                                                    9.00  01/01/01     12,600.00
-----------------------------------------------------------------------------------------------------------------
INTERNATIONAL, INC.
RALEIGH CHECK CASHING            680- 130    1,400       05/01/95  04/30/98         9.00  05/01/95     12,600.00

                                                                                    0.00                    0.00
-----------------------------------------------------------------------------------------------------------------
NEW YORK SEAFOOD MARKET
MS. KRISTIE L. BANKS, AN UNMA    680- 140    1,400       01/01/97  12/31/99         7.00  09/01/92      9,804.00

                                                                                    9.00  01/01/94     12,600.00

                                                                                   10.00  01/01/95     14,004.00

                                                                                   10.50  01/01/96     14,700.00

                                                                                   11.25  01/01/97     15,750.00
-----------------------------------------------------------------------------------------------------------------
ECKERD'S #1055
JACK ECKERD CORP.                680- 150    8,640       06/24/90  01/31/11         0.00                    0.00

                                                                                    6.75  07/01/90     58,320.00

                                                                                    7.50  04/01/94     64,800.00

                                                                                    0.00                    0.00

                                                                                    8.75  06/01/95     75,600.00

                                                                                    9.00  06/01/00     77,760.00

                                                                                    9.17  06/01/05     79,200.00
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION             REIMBURSEMENTS                     RENEWAL OPTIONS              PERCENT RENT
                                   Tax   Base   Ins     Base    CAM  Base                       per        Pcent  of   Amount  Nat
Tenant Name                       Recov  Year  Recov    Year   Recov Year   Begin      End     SF/YR  Typ               Over   Brk.

-----------------------------------------------------------------------------------------------------------------------------------
LAM'S GARDEN RESTAURANT
LAM'S GARDEN RESTAURANT           Full     0    Full      0     Full   0                         0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL, INC.
RALEIGH CHECK CASHING             Full     0    Full      0     Full   0   05/01/98  04/30/01    0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
NEW YORK SEAFOOD MARKET
MS. KRISTIE L. BANKS, AN UNMAA    Full     0    Full      0     Full   0                         0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
ECKERD'S #1055
JACK ECKERD CORP.                 Full     0   Full       0     Fixed  0   06/24/10  06/23/15    9.75       2.00          0      Y

                                                                           06/24/15  06/23/20   10.25       2.00  2,916,000      Y

                                                                           06/24/20  06/23/25   10.75       2.00  3,240,000      Y

                                                                           06/24/25  06/23/30   11.25       2.00          0      Y

                                                                                                 0.00       2.00  3,780,000      Y

                                                                                                 0.00       2.00  3,888,000      Y

                                                                                                 0.00       2.00  3,960,000      Y
-----------------------------------------------------------------------------------------------------------------------------------

Date: 04/08/97                                                          Page 147


                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Property:   RALEIGH BOULEVARD
            1100 RALEIGH BOULEVARD
            RALEIGH, NC 27610
Co1umn Legends:
  Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
  Renewal Options  TYP Column: TSD - To be Determined CPI - Consumer Price Index

-----------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION                            LEASE TERM                 RENT INFORMATION
                                                                                     per                Annual
Tenant Name                        Unit #  Sq Feet  Misc   From        To     MTM   SF/YR  Begin      Base Rent

-----------------------------------------------------------------------------------------------------------------
MR. FREEZE RECORDS
ELLIOTT MCKINNIE                 680- 160    1,000       01/01/95  12/31/97         6.70  02/01/92      6,696.00

                                                                                    7.60  01/01/94      7,596.00

                                                                                    9.00  01/01/95      9,000.00

-----------------------------------------------------------------------------------------------------------------
SPIN-N-PIN DRYCLEANERS
F/K/A RALEIGH BLVD LAUNDRY &     680- 170    2,200       01/01/97  12/31/01        12.00  08/09/90     26,400.00

                                                                                    0.00                    0.00

                                                                                    8.35  11/01/92     18,369.96

                                                                                    9.35  01/01/94     20,569.92

                                                                                   10.35  01/01/95     22,770.00

                                                                                   11.35  01/01/96     24,969.96

                                                                                   12.00  01/01/99     26,400.00
-----------------------------------------------------------------------------------------------------------------
ADVANCE AUTO #4146
ADVANCE STORES INC.              680- 180        0    P  04/05/96  12/31/05         0.00  05/01/96     64,749.96

                                                                                    0.00                    0.00
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION             REIMBURSEMENTS                     RENEWAL OPTIONS              PERCENT RENT
                                   Tax   Base   Ins     Base    CAM  Base                       per        Pcent  of   Amount  Nat
Tenant Name                       Recov  Year  Recov    Year   Recov Year   Begin      End     SF/YR  Typ               Over   Brk.

-----------------------------------------------------------------------------------------------------------------------------------
MR. FREEZE RECORDS
ELLIOTT MCKINNIE                  Full     0    Full      0     Full   0                         0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
SPIN-N-PIN DRYCLEANERS
F/K/A RALEIGH BLVD LAUNDRY &      Full     0    Full      0     Full   0   01/01/02  08/31/01    0.00       6.00    440,000      Y

                                                                                                 0.00       6.00          0      Y

                                                                                                 0.00       6.00    306,200      Y

                                                                                                 0.00       6.00    342,800      Y

                                                                                                 0.00       6.00    379,500      Y

                                                                                                 0.00       6.00    416,200      Y

                                                                                                 0.00       6.00    440,000      Y
-----------------------------------------------------------------------------------------------------------------------------------
SPIN-N-PIN DRYCLEANERS
F/K/A RALEIGH BLVD LAUNDRY &      Full     0    Full      0     Full   0   01/01/02  08/31/01    0.00       6.00    440,000      Y



ADVANCE AUTO #4146
ADVANCE STORES INC.               Full     0    Full      0     None   0   01/01/06  12/31/10   10.17       2.50  2,590,000      Y

                                                                           01/01/11  12/31/15   11.19       2.50          0      Y
-----------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY


                               [GRAPHIC OMITTED]


                        Raleigh Boulevard - Facing North


                               [GRAPHIC OMITTED]


                        Raleigh Boulevard - Facing South

                               [GRAPHIC OMITTED]


                          Glascock Street - Facing East


                               [GRAPHIC OMITTED]


                          Glascock Street - Facing West

                               [GRAPHIC OMITTED]


                         Front View of Subject Property


                               [GRAPHIC OMITTED]


                  View of Subject Property from Glascock Street

                               [GRAPHIC OMITTED]


                      View of Shops from Raleigh Boulevard


                               [GRAPHIC OMITTED]


                         Side View of Subject Property

                               [GRAPHIC OMITTED]


                         Rear View of Subject Property


                               [GRAPHIC OMITTED]


                         Rear View of Subject Property

                               [GRAPHIC OMITTED]


                         Rear View of Subject Property


                               [GRAPHIC OMITTED]


         View of Advance Auto Part store from Raleigh Boulevard - Outlot

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]


                                Market Study of:

                                 BELVEDERE PLAZA

                             3100 North Main Street
                    Anderson, Anderson County, South Carolina



                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                   May 8, 1997

                  [Letterhead of O. MARSHALL DODDS CO., INC.]


                                    May 12, 1997


Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:      Market Study
         Belvedere Plaza
         3100 North Main Street
         Anderson, Anderson County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 8, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 158,739 square feet of leasable area. The center was originally constructed in 1965 with an addition being built in 1976 and a renovation in 1992. It originally had a food store, drug store, variety store and shops. At this time, there are not any strong anchor tenants such as Wal-Mart, Winn- Dixie Stores, Revco or similar type tenants, but there are a number of small shops and there are two occupants that are occupying large stores which are Hamrick's and Farmer's Furniture. The subject property is currently 72.65 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                            Respectfully submitted,

                                            O. MARSHALL DODDS COMPANY, INC.


                                            /s/ O. Marshall Dodds, MAI
                                            -------------------------------
                                            O. Marshall Dodds, MAI
                                            State Certified General
                                            Real Estate Appraiser (CG-356)

OMD:mm

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Anderson is situated in the Western portion of South Carolina. I-85 runs through the county as well as extending into Georgia and extends north through South Carolina and North Carolina. There are more than 163 manufacturing and allied firms in Anderson. The principal industries within the county are textile, clothing, sewing machines, fiberglass, fishing tackle and automobile tires. The major companies are BASF Corporation, Owens Corning Fiberglass, Bosch Corporation and Michelin Corporation.

The unemployment rate for Anderson County as of 1994(most recent) was 5.8 percent while the statewide rate was 6.3 percent for that year.

Neighborhood and Site

The neighborhood is located in the northern portion of Anderson on North Main Street. The downtown area is located to the south and I-85 is located to the north. This neighborhood has experienced significant growth over the past ten to fifteen years. Also, their were commercial developments that were constructed in this neighborhood during the 1960's. The Anderson Mall is located on Main Street at Mall Road with the major tenants being Sears, JC Penny's and Belk's. Other developments located in the neighborhood include Pruitt Shopping Center, the Bi-Lo Shopping Center, the Market Place Shopping Center, the Northtown Plaza (Wal-Mart Superstore, Sam's Club and shops). The Boulevard Market Fair was constructed on North Main Street during 1995 with the major tenants being K-Mart and Publix. There are older developments and also newer developments in the neighborhood. Some of the properties such as Belvedere Plaza have been renovated during the past few years.

Physical features are as follows:

1.  Size                              16.5 acres or 703,494 square feet

2.  Identity                          3100 North Main Street
                                      TMS #122-13-01-002

3.  Shape                             irregular

4.  Topography                        slopes upward away from North Main Street
                                      towards the rear of the site

5.  Accessability                     good

6.  Utilities                         municipal

Physical Description

Building features are as follows:

1.  Size (net)                         158,739 square feet

2.  Layout & Design                    1 story-variety store, furniture store,
                                       shops

3.  Parking Spaces                     914, 5.76 per 1,000 square of net area

4.  Construction                       brick and glass front with concrete block
                                       on side and rear and metal seamed roof

Market Position and Marketability Conclusions

The subject property is located in the northern portion of the City of Anderson. This is the shopping area within the city. There are newer shopping centers such as Northtown Plaza with Sam's Club, Wal-Mart Superstore and shops that was constructed in 1994 and the Boulevard Market Fair being constructed in 1995 having K-Mart, Publix and shops as the major tenants. The Anderson Mall is located within the neighborhood as well as the Market Square Shopping Center. Several other small strip centers are located throughout the immediate neighborhood as well as Lowe's Home Improvement Center and Rex Appliance Store.

The subject property is located in this neighborhood and was renovated in 1992. The occupancy rate at this time is 72.65% with most of the vacancies being in the smaller shops. The rental range for subject property in these small shops from $3.25 to $10.50 per square foot. The Market Place has Winn-Dixie as the major tenant and the shops are being rented from $7.00 to $9.50 per square foot. Mall Parade Center is located on North Main Street at Mall Road. There are not any major tenants in this center, but the rental rates are ranging from $10.00 to $12.00 per square foot. Mall Corners is located on North Main Street and this is a strip center without any anchor tenants. The rental rates for the stores are ranging from $10.00 to $12.00 per square foot. The Crossroad Plaza is located in the southwestern section of the city with major tenants being Wal-Mart, Ingles and Revco. The rental rates for the shops in this center range from $8.00 to $10.50 per square foot.

The subject property has Hamrick's and Farmer's Furniture occupying large stores with the rents being $3.50 per square foot for Farmer's Furniture and $4.25 for Hamrick's. The shop space ranges from $3.25 to $10.50 per square foot.

These rental rates are reasonable for subject neighborhood. The current vacancy rate for subject property is expected to improve. There are no known new shopping centers planned for the northern portion of the neighborhood.

Trends

The subject property is located in northern portion of the City of Anderson. The development has been good over the past 30 years with commercial type properties along North Main Street. Single family dwellings are located off the major traffic arteries as well as multi-family properties.

The demand and desirability for the neighborhood has been good. All trends are favorable at this time and expected to continue.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
================================================================================
I.  COMPARABLE PROPERTIES

A   PROPERTY DESCRIPTION

                                        SUBJECT                COMPARABLE 1                    COMPARABLE 2
                                        -------                ------------                    ------------
1.  Identification

    a. Name                     Belvedere Plaza                Market Place                    Mall Parade Center
                                ------------------------       --------------------------      -----------------------------
    b. Street                   3100 North Main St.            North Main St.                  North Main St. at Mall Rd.
                                ------------------------       --------------------------      -----------------------------
    c. City                     Anderson, SC                   Anderson, SC                    Anderson, SC
                                ------------------------       --------------------------      -----------------------------
    d. Distance from subject    N/A                            4 Blocks                        3 Blocks
                                ------------------------       --------------------------      -----------------------------
    e. Contact                  Edens Avant, Inc.              Langsten Real Estate, Inc.      Berry Realtors
                                ------------------------       --------------------------      -----------------------------
    f. Phone                    803-799-4420                   864-369-2848                    404-255-6994
                                ------------------------       --------------------------      -----------------------------
2.  Attributes

    a. Year built               1965 (Rehab. 1992)             1975                            1988
                                ------------------------       --------------------------      -----------------------------
    b. Net sq. Ft.              158,739                        60,000                          13,347
                                ------------------------       --------------------------      -----------------------------
    c. # building               3                              1                               1
                                ------------------------       --------------------------      -----------------------------
    d. #stories                 1                              1                               1
                                ------------------------       --------------------------      -----------------------------
    e. Avg. Floor plate size
       (sq. Ft.), if office     N/A                            N/A                             N/A
                                ------------------------       --------------------------      -----------------------------
    f. # elevators              N/A                            N/A                             N/A
                                ------------------------       --------------------------      -----------------------------
    g. Parking                  Adequate                       Adequate                        Adequate
                                ------------------------       --------------------------      -----------------------------
    h. Construction Type        Brick/Concrete Block           Brick/Concrete Block            Brick/Concrete Block
                                ------------------------       --------------------------      -----------------------------
    i. Vacancy %                27.35%                         0%                              0%
                                ------------------------       --------------------------      -----------------------------
                                Hamrick's, Farmer's
    j. Anchors, if Retail       Furniture, McDonald's          Winn-Dixie, Revco               N/A
                                ------------------------       --------------------------      -----------------------------

                               COMPARABLE 3             COMPARABLE 4
                               ------------             ------------

1.  Identification             Mall Corners             Crossroad Plaza
    a. Name                    ----------------------   -----------------------
                               North Main St.           Pearman Dairy Rd.
    b. Street                  ----------------------   -----------------------
                               Anderson, SC             Anderson, SC
    c. City                    ----------------------   -----------------------
                               2 Blocks                 3.5 miles
    d. Distance from subject   ----------------------   -----------------------
                                                        Developers Diversified
    e. Contact                 ----------------------   -----------------------
                                                        910-799-9293
    f. Phone                   ----------------------   -----------------------

2.  Attributes                 1988                     1990

    a. Year built              ----------------------   -----------------------
                               10,000                   163,809
    b. Net sq. Ft.             ----------------------   -----------------------
                               1                        1
    c. # building              ----------------------   -----------------------
                               1                        1
    d. #stories                ----------------------   -----------------------

    e. Avg. Floor plate size   N/A                      N/A
       (sq. Ft.), if office    ----------------------   -----------------------
                               N/A                      N/A
    f. # elevators             ----------------------   -----------------------
                               Adequate                 Adequate
    g. Parking                 ----------------------   -----------------------
                               Brick/Concrete Block     Brick/Concrete Block
    h. Construction Type       ----------------------   -----------------------
                               0%                       4.0%
    i. Vacancy %               ----------------------   -----------------------
                                                        Wal-Mart, Ingles,
                               N/A                      Revco
    j. Anchors, if Retail      ----------------------   -----------------------

Comments:

Comparables # 1, #2 and #3 are located in the immediate neighborhood of subject while Comparable #4 is located in the southwestern section of the city. Comparables #1 and #4 are anchored by major tenants whereas Comparables #2 and #3 are smaller and do not have anchor tenants. These comparables do give an indication of the rental rates for the neighborhood. Subject property is generating rental rates somewhat less than these shopping centers, but subject does not have a strong anchor tenants such as Comparables #1 and #2. Comparables #2 and #3 are much smaller.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
B. RENTAL INFORMATION

                                         SUBJECT               COMPARABLE 1                   COMPARABLE 2
                                         -------               ------------                   ------------
1.  Asking Rental Rate

    a. Anchor Space             $3.50 - $4.25                  N/A                            N/A
                                ------------------------       ------------------------       ------------------------
    b. Shop Space               $3.25 - $10.50                 $7.00 - $9.50                  $10.00 - $12.00
                                ------------------------       ------------------------       ------------------------
2.  Lease Type (Gross/Net)      Triple Net                     Triple Net                     Triple Net
                                ------------------------       ------------------------       ------------------------
3.  Rent Concessions            None                           None                           None
                                ------------------------       ------------------------       ------------------------
4.  Effective Rent              $3.25- $10.50                  $7.00 - $9.50                  $10.00 - $12.00
                                ------------------------       ------------------------       ------------------------
5.  TI Allowance                None                           None                           None
                                ------------------------       ------------------------       ------------------------
6.  Expense Stop                None                           None                           None
                                ------------------------       ------------------------       ------------------------
7.  Length of Lease Term        3 - 5 years (shop)             3 - 5 years (shop)             3 - 5 years (shop)
                                ------------------------       ------------------------       ------------------------
8.  Commissions                 5.00% to 7.00%                 5.00% to 7.00%                 5.00% to 7.00%
                                ------------------------       ------------------------       ------------------------
9.  Percentage Rent
    (per lease terms)           None                           None                           None
                                ------------------------       ------------------------       ------------------------
10. Historical Annual
    Absorption/sq.ft.           N/A                            N/A                            N/A
                                ------------------------       ------------------------       ------------------------
11. Annual Operating
Expense psf (Including
taxes)                          N/A                            N/A                            N/A
                                ------------------------       ------------------------       ------------------------

C.  RANK RELATIVE TO
     SUBJECT

    (inferior,
     similar, superior)         N/A                            similar                        similar
                                ------------------------       ------------------------       ------------------------

                              COMPARABLE 3              COMPARABLE 4
                              ------------              ------------

1.  Asking Rental Rate

    a. Anchor Space           N/A                       N/A
                              ----------------------    ----------------------
    b. Shop Space             $10.00 - $12.00           $8.00 - $10.50
                              ----------------------    ----------------------
2.  Lease Type (Gross/Net)    Triple Net                Triple Net
                              ----------------------    ----------------------
3.  Rent Concessions          None                      None
                              ----------------------    ----------------------
4.  Effective Rent            $10.00 - $12.00           $8.00 - $10.50
                              ----------------------    ----------------------
5.  TI Allowance              None                      None
                              ----------------------    ----------------------
6.  Expense Stop              None                      None
                              ----------------------    ----------------------
7.  Length of Lease Term      3 - 5 years (shop)        3 - 5 years (shop)
                              ----------------------    ----------------------
8.  Commissions               5.00% to 7.00%            5.00% to 7.00%
                              ----------------------    ----------------------
9.  Percentage Rent
    (per lease terms)         None                      None
                              ----------------------    ----------------------
10. Historical Annual
    Absorption/sq.ft.         N/A                       N/A
                              ----------------------    ----------------------
11. Annual Operating
Expense psf (Including
taxes)                        N/A                       N/A
                              ----------------------    ----------------------

C.  RANK RELATIVE TO
     SUBJECT

    (inferior,
     similar, superior)       similar                   similar
                              ----------------------    ----------------------

D.  EXPLAIN RANKING/COMMENTS: The comparables that have been used are considered to be similar to subject. The rental rates for these comparables are slightly higher than the rental rates for subject, but the similarities for the properties does exist. Subject property is a very large property containing approximately 158,739 square feet. The rental rates being achieved at subject property are slightly lower than these comparables.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================


                                [GRAPHIC OMITTED]


Name:                     Market Place
Location:                 N. Main Steet
                          Anderson, SC
Year Built:               1975
Total Size:               60,000 SF
Vacant Space:             None
Vacancy Rate:             0 %
Rental Range:             $7.00 to $9.50 per square foot
Tenant Expenses:

Remarks: This center is anchored with Winn-Dixie. Exposure from N. Main Street is good.

Comparable Rental No. 2
================================================================================


                                [GRAPHIC OMITTED]


Name:                     Mall Parade Center
Location:                 North Main Street at Mall Road
                          Anderson, South Carolina
Year Built:               1988
Total Size:               13,347 SF
Vacant Space:             None
Vacancy Rate:             0 %
Rental Range:             $10.00 to $12.00
Tenant Expenses:          Triple Net

Remarks: This is a strip center for specialty stores. There are 10 in this center. Tenants are Subway, NationsCredit, Star Nails, The News, Unique, First Family Loans, Mail Boxes, Etc., Security Pacific Financial Services, Nationwide Insurance and American Fast Photo & Camera.

Comparable Rental No. 3
================================================================================


                                [GRAPHIC OMITTED]


Name:                     Mall Corners
Location:                 North Main Street
                          Anderson, South Carolina
Year Built:               1988
Total Size:               10,000 SF
Vacant Space:             None
Vacancy Rate:             0%
Rental Range:             $10.00 - $12.00 PSF
Tenant Expenses:          Triple Net

Remarks: This strip center has operated at a high occupancy rate. Tenants are LensCrafters, Turner's Jewelers, Heavenly Ham and One-Way Eyeglasses. Heavenly Ham relocated from the Mall Parade Center across the street.

Comparable Rental No. 4
================================================================================


                                [GRAPHIC OMITTED]


Name:                     Crossroad Plaza
Location:                 Pearman Dairy Road
                          Anderson, South Carolina
Year Built:               1990
Total Size:               163,809 SF
Vacant Space:             6,552 SF
Vacancy Rate:             4.0%
Local Rent Range:         $8.00 - $10.50 PSF
Tenant Expenses:          Triple Net

Remarks: There are two vacant shops in this center. The major tenants are Wal-Mart, Ingles and Revco. A local furniture store is having its grand opening as of the date of this study.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
II.  SALES COMPARABLES
================================================================================

                                         SUBJECT                COMPARABLE 1                   COMPARABLE 2
                                         -------                ------------                   ------------
1.  Identification

    a. Name                      Belvedere Plaza                St. Andrews Crossing           Eastgate Shopping Center
                                 ------------------------       ------------------------       --------------------------
                                                                                               NWC Whiskey Rd. &
    b. Street Address            3100 North Main St.            817 St. Andrews Road           Eastgate Dr.
                                 ------------------------       ------------------------       --------------------------
    c. City                      Anderson, SC                   Columbia, SC                   Aiken, SC
                                 ------------------------       ------------------------       --------------------------
    d. Distance from Subject     N/A                            117 miles                      97 miles
                                 ------------------------       ------------------------       --------------------------
2.  Attributes

    a. Year Built                1961 (Rehab. 1992)             1994                           1995
                                 ------------------------       ------------------------       --------------------------
    b. Net sq. feet              158,739 SF                     66,910 SF                      75,716 SF
                                 ------------------------       ------------------------       --------------------------
    c. # Buildings               3                              1                              1
                                 ------------------------       ------------------------       --------------------------
    d. # of Stories              1                              1                              1
                                 ------------------------       ------------------------       --------------------------
    e. Vacancy %                 27.35%                         0%                             7.21%
                                 ------------------------       ------------------------       --------------------------
3.  Sales Information

    a. Sales Price               N/A                            $6,550,000                     $6,675,000
                                 ------------------------       ------------------------       --------------------------
    b. Sales Price PSF           N/A                            $97.89                         $88.16
                                 ------------------------       ------------------------       --------------------------
    c. Date                      N/A                            05-25-94                       09-28-95
                                 ------------------------       ------------------------       --------------------------
    d. NOI at time of Sale       N/A                            $634,797                       $782,704
                                 ------------------------       ------------------------       --------------------------
    e. Cap. Rate                 N/A                            9.69%                          9.86%
                                 ------------------------       ------------------------       --------------------------
4.  Rank Relative to Subject
    (inferior, similar,
      superior)                  N/A                            superior                       similar
                                 ------------------------       ------------------------       --------------------------

                                COMPARABLE 3              COMPARABLE 4
                                ------------              ------------

1.  Identification

    a. Name                     One Norman Center         Paw Creek Commons
                                --------------------      ----------------------
                                19706 One Norman          E/S Little Rock Road
    b. Street Address           Blvd.                     at Freedom Drive
                                --------------------      ----------------------
    c. City                     Cornelius, NC             Charlotte, NC
                                --------------------      ----------------------
    d. Distance from Subject    130 miles                 127 miles
                                --------------------      ----------------------
2.  Attributes

    a. Year Built               1993                      1996
                                --------------------      ----------------------
    b. Net sq. feet             54,185 SF                 66,050 SF
                                --------------------      ----------------------
    c. # Buildings              1                         1
                                --------------------      ----------------------
    d. # of Stories             1                         1
                                --------------------      ----------------------
    e. Vacancy %                6.98%                     2.73%
                                --------------------      ----------------------
3.  Sales Information

    a. Sales Price              $4,650,000                $5,384,000
                                --------------------      ----------------------
    b. Sales Price PSF          $85.82                    $77.52
                                --------------------      ----------------------
    c. Date                     10-12-95                  03-25-97
                                --------------------      ----------------------
    d. NOI at time of Sale      $474,591                  $517,412
                                --------------------      ----------------------
    e. Cap. Rate                9.68%                     9.61%
                                --------------------      ----------------------
4.  Rank Relative to Subject
    (inferior, similar,
      superior)                 similar                   superior
                                --------------------      ----------------------

Explain Ranking/Comments:   The comparable sales that have been used with
                            subject property are centers that have large stores that were formerly occupied by Wal- Mart.
                            These centers will be renovated and the Wal-Mart stores will be divided into smaller stores in the future. Subject property has two or three large stores, but there are a number of smaller stores in subject. It is thought that the sales can be used to make comparison with subject.

COMPARABLE IMPROVED SALES

Comparable Sale No. 1
================================================================================


                                [GRAPHIC OMITTED]


TMS                       6012 -1 -1
NAME                      St. Andrews Crossing
LOCATION                  St. Andrews Road and I-26, Columbia, SC
GRANTOR                   Hayley-Redd, L.P.
GRANTEE                   F.A.C. Properties
DEED REFERENCE            Book 1199, Page 331
DATE                      May 25, 1994
SALES PRICE               $6,550,000
ADJUSTED SALES PRICE      $6,550,000
SIZE BUILDING             66,910
SALES PRICE PER S.F.      $97.89
SIZE LAND (ACRES)         8.08
SIZE LAND (S.F.)          351,965
YEAR BUILT                1994
LAND/BUILDING RATIO       5.26 To 1
UTILITIES                 All available
VERIFICATION              Deed
ZONING                    Commercial
FINANCING                 Market
EFFECTIVE GROSS INCOME    $686,905
EGIM                      9.54
NET OPERATING INCOME      $634,797
OVERALL RATE              9.69%
VERIFICATION              Public Records
TYPE OF PURCHASER         Private Investor
COMMENTS                  This was an arms length sale. This neighborhood
                          shopping center is anchored by Kroger and is located in a good commercial area with good accessibility and fair exposure. The construction is brick veneer and concrete block.

(503)

Comparable Sale No. 2
================================================================================


                                [GRAPHIC OMITTED]


NAME                      Eastgate Shopping Center
LOCATION                  Northwest Corner of Whiskey Road and Eastgate Drive,
                          Aiken, SC
GRANTOR                   PDG Aiken Partners, LP
GRANTEE                   Southeast U.S. Retail, LP
DATE                      Sep 28, 1995
SALES PRICE               $6,675,000
SIZE BUILDING             75,716
SALES PRICE PER S.F.      $88.16
SIZE LAND (ACRES)         8.79
SIZE LAND (S.F.)          382,892
YEAR BUILT                1995
LAND/BUILDING RATIO       5.06 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $782,704
EFFECTIVE GROSS INCOME    $782,704
GROSS INCOME MULTIPLE     8.53
EGIM                      8.53
NET OPERATING INCOME      $657,896
OVERALL RATE              9.86%
TYPE OF PURCHASER         Private Investor
COMMENTS                  Part of a portfolio of Publix anchored shopping
                          centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

(643)

Comparable Sale No. 3
================================================================================


                                [GRAPHIC OMITTED]


NAME                      One Norman Center
LOCATION                  19706 One Norman Boulevard, Cornelius, Mecklenburg
                          County, NC
GRANTOR                   One Norman Center, LP
GRANTEE                   Lucky Realty
DEED REFERENCE            Book 8325, Page 721
DATE                      Oct 12, 1995
SALES PRICE               $4,650,000
SIZE BUILDING             54,185
SALES PRICE PER S.F.      $85.82
SIZE LAND (ACRES)         5.69
SIZE LAND (S.F.)          247,856
YEAR BUILT                1993
LAND/BUILDING RATIO       4.57 To 1
UTILITIES                 All Public
VERIFICATION              Public Records
ZONING                    CUB-2
FINANCING                 Cash to Seller
GROSS POTENTIAL INCOME    $474,591
EFFECTIVE GROSS INCOME    $474,591
GROSS INCOME MULTIPLE     9.80
EGIM                      9.80
NET OPERATING INCOME      $450,188
OVERALL RATE              9.68%
TYPE OF PURCHASER         Private Investor
COMMENTS                  This is a neighborhood center with Bi-Lo as the major
                          tenant (42,680 SF). Locals include Blockbuster Video,
                          El Cancun Restaurant, Papa John's Pizza, Baskin
                          Robbins. The rent for Bi-Lo is $8.25 per square foot;
                          local shops range from $10.50 to $13.00 per square foot. Triple net lease.

(716)

Comparable Sale No. 4
================================================================================


                                [GRAPHIC OMITTED]


TMS                       59 -231 -22 ,23 pt.
NAME                      Paw Creek Commons
LOCATION                  East side of Little Rock Road at Freedom Drive,
                          Charlotte, NC
GRANTOR                   Paw Creek, LLC
GRANTEE                   Frastacky and Associates
DATE                      Mar 25, 1997
SALES PRICE               $5,120,000
ADJUSTED SALES PRICE      $5,384,000
SIZE BUILDING             66,050
SALES PRICE PER S.F.      $77.52
SIZE LAND (ACRES)         9.82
SIZE LAND (S.F.)          427,759
YEAR BUILT                1996
LAND/BUILDING RATIO       6.48 To 1
UTILITIES                 Municipal
VERIFICATION              Public Records
ZONING                    CC, Commercial Center
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $568,840
EFFECTIVE GROSS INCOME    $552,054
GROSS INCOME MULTIPLE     9.00
EGIM                      9.27
NET OPERATING INCOME      $517,412
OVERALL RATE              9.61%
TYPE OF PURCHASER         Private Investor
COMMENTS                  The overall rate of 10.10 percent has been adjusted
                          down by 50 basis points since the sales contract is pre-construction. The major tenants are Winn Dixie and Revco. Blockbuster occupies a store containing
                          5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot.
                          Anchor income is 79.41 percent of gross income.

(793)

ADDENDA

o     Anderson County Demographics
o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

USA COUNTIES 1996
Geographic Area: Anderson, SC (45007)
Table: GENERAL PROFILE
--------------------------------------------------------------------------------
POPULATION AND HOUSING (Bureau of the Census)
  Total resident population:
      1995 ........................................................      154,478
        Percent 65 years and over .................................         13.5
      1990 ........................................................      145,177
      1980 ........................................................      133,235
  Occupied housing units, 1990 ....................................       55,481
      Percent owner occupied ......................................         75.2
BIRTHS AND DEATHS (National Center for Health Statistics)
      Births, 1993 ................................................        1,972
        Per 1,000 resident population .............................         13.1
        Percent to mothers under 20 years of age ..................         19.7
      Deaths, 1993 ................................................        1,480
        Per 1,000 resident population .............................          9.8
      Infant deaths per 1,000 live births, 1993 ...................         14.7
EDUCATION (Bureau of the Census)
      Persons 25 years and over, 1990 .............................       95,330
        Percent high school graduates .............................         64.0
        Percent college graduates .................................         12.9
LABOR FORCE (Bureau of Labor Statistics)
      Civilian labor force, 1994 ..................................       80,372
        Percent unemployed ........................................          5.8
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
      Total establishments, 1993 ..................................        3,202
        Percent retail trade ......................................         29.2
        Percent services ..........................................         32.1
      Paid employees, 1993 (pay period including March 12) ........       49,199
      Annual payroll, 1993 ($1,000) ...............................      968,525
PERSONAL INCOME (Bureau of Economic Analysis)
      Total personal income, 1993 ($1,000) ........................    2,495,247
        Per capita (dollars) ......................................       16,545
AGRICULTURE (Bureau of the Census)
      Number of farms, 1992 .......................................        1,076
        Land in farms as percent of total land ....................           35
RETAIL TRADE (Bureau of the Census)
      Retail sales, 1992 ($1,000) .................................    1,062,066
        Per capita (dollars) ......................................        7,172
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
      Number of offices, June 30, 1994 ............................           39
        Total deposits ($1,000) ...................................      79l,6l0
SOCIAL PROGRAMS (Social Security Administration)
      Total Social Security recipients, December 1993 .............       29,995
        Retired workers ...........................................       18,435
      Supplementary Security Income recipients, December 1994 .....        3,177
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
      Total direct expenditures or obligations per capita:
        1994 (dollars) ............................................        2,955
        1990 (dollars) ............................................        2,305
--------------------------------------------------------------------------------
(NA) Not available.  (D) Avoid disclosure of confidential information.
(X) Not applicable.  (S) Does not meet publication standards.
(Z) Value > 0 but < half unit of measure shown.
 NOTE:  0 data may indicate geographic/data footnotes.

Source:  U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

                               [GRAPHIC OMITTED]

                             COMPARABLE RENTALS MAP

                                [GRAPHIC OMITTED]

                              COMPARABLE SALES MAP

                                    SITE PLAN

                                 BELVEDERE PLAZA

                                [GRAPHIC OMITTED]

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 40

Property:  BELVEDERE PLAZA
           3100 NORTH MAIN STREET
           ANDERSON, SC 29621
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
     Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price
     Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR   Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
FARMERS FURNITURE WAREHOUSE
WAREHOUSE HOME FURNISHINGS DI     619-40   5,000             02/01/93   01/31/99        0.00                     0.00
-------------------------------------------------------------------------------------------------------------------------
PIER 1 IMPORTS #427
PIER 1 IMPORTS (U.S.) INC.        619-45   9,094             11/09/94   11/30/04        8.94      12/01/94  80,703.00

                                                                                        9.44      12/01/97  85,186.44

                                                                                        9.94      12/01/00  89,670.00
-------------------------------------------------------------------------------------------------------------------------
HAMRICK'S INC.
HAMRICK'S INC., A.S.C. CORP.      619-50  40,860             08/16/90   08/31/00        0.00                     0.00

                                                                                        4.25      10/01/90 173,655.00

                                                                                        0.00                     0.00
-------------------------------------------------------------------------------------------------------------------------
SIMPLY 6
SIMPLY FASHION STORES, LTD.       619-60   6,000             11/01/93   10/31/98        3.25      11/01/93  19,500.00
-------------------------------------------------------------------------------------------------------------------------
Available                         619-65   3,000                                        0.00                     0.00
-------------------------------------------------------------------------------------------------------------------------
DIAMONDS-N-GOLD DIRECT
T.W. TOWNSEND/J.W. SITZMAN/M.     619-70   2,000             10/13/94   10/31/97        7.80       12/01/94  15,600.00
-------------------------------------------------------------------------------------------------------------------------
HOBBYTOWN USA
LAWRENCE S. HENRY                 619-80   2,232             06/01/93   05/31/99        0.00                      0.00

                                                                                        7.25        07/01/92 16,182.00

                                                                                        7.50        06/01/94 16,740.00

                                                                                        8.00        06/01/95 17,856.00

                                                                                        8.50        06/01/96 18,972.00
-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION               REIMBURSEMENTS                        RENEWAL OPTIONS            PERCENT RENT
                                  Tax   Base    Ins    Base    CAM   Base                          per        Pcnt of  Amount   Nat
Tenant Name                      Recov  Year   Recov   Year   Recov  Year     Begin       End     SF/YR  Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
FARMERS FURNITURE WAREHOUSE
WAREHOUSE HOME FURNISHINGS DI     Full   0      Full    0      Full   0                            0.00       0.00     0
------------------------------------------------------------------------------------------------------------------------------------
PIER 1 IMPORTS #427
PIER 1 IMPORTS (U.S.) INC.        Full   0      Full    0      Full   0    12/01/04   11/30/09    10.50       0.00     0

                                                                           12/01/09   11/30/14    11.00       0.00     0

                                                                           12/01/14   11/30/19    11.50       0.00     0
------------------------------------------------------------------------------------------------------------------------------------
HAMRICK'S INC.
HAMRICK'S INC., A.S.C. CORP.      PRS   1990    None    0      Full    0   09/01/00   08/31/05     0.00       0.00     0

                                                                           09/01/05   08/31/10     0.00       0.00     0

                                                                                                   0.00       0.00     0
------------------------------------------------------------------------------------------------------------------------------------
SIMPLY 6
SIMPLY FASHION STORES, LTD.       PRS   1994    PRS    1994    Full    0                           0.00       0.00     0
------------------------------------------------------------------------------------------------------------------------------------
Available                                0              0              0                           0.00       0.00     0
------------------------------------------------------------------------------------------------------------------------------------
DIAMONDS-N-GOLD DIRECT
T.W. TOWNSEND/J.W. SITZMAN/M.     Full   0      Full    0      Full    0                           0.00       0.00     0
------------------------------------------------------------------------------------------------------------------------------------
HOBBYTOWN USA
LAWRENCE S. HENRY                 Full   0      Full    0      Full    0   06/01/96   05/31/99     0.00       0.00     0

                                                                           06/01/96   05/31/99     0.00       0.00     0

                                                                                                   0.00       0.00     0

                                                                                                   0.00       0.00     0

                                                                                                   0.00       0.00     0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 41

Property:  BELVEDERE PLAZA
           3100 NORTH MAIN STREET
           ANDERSON, SC 29621
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
     Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price
     Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
TRANSOUTH FINANCIAL CORP.
ASSOCIATES CORP. OF NORTH AME     619-90  1,800               01/01/95   02/28/00         0.00                      0.00

                                                                                          0.00                      0.00

                                                                                          8.00       01/01/95  14,400.00
-------------------------------------------------------------------------------------------------------------------------
BENEFICIAL FINANCE
BENEFICIAL SOUTH CAROLINA, IN     619-100 2,000                04/08/97   04/30/02        8.50       04/01/97  16,999.92

                                                                                          0.00                      0.00

                                                                                          9.00       04/01/98  18,000.00
-------------------------------------------------------------------------------------------------------------------------
BOOK WAREHOUSE OF ANDERSON
EATON & SON BOOK PEDDLERS, IN     619-110 2,200                07/01/96   06/30/99        0.00                      0.00

                                                                                          7.50        02/01/93 16,500.00

                                                                                          8.50        07/01/96 18,699.96
-------------------------------------------------------------------------------------------------------------------------
HOME CURTAIN, BED & BATH
A BUS. OF TEXTILE OUTLET OF A     619-120 4,669                02/01/92   01/31/02        5.00        02/01/92 23,340.00

                                                                                          5.25        02/01/93 24,504.00

                                                                                          5.50        02/01/94 25,680.00

                                                                                          5.75        02/01/95 26,844.00

                                                                                          6.00        02/01/96 28,020.00

                                                                                          6.25        02/01/97 29,181.24

                                                                                          6.50        02/01/98 30,348.48

                                                                                          6.75        02/01/99 31,515.72
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION             REIMBURSEMENTS                        RENEWAL OPTIONS            PERCENT RENT
                                  Tax   Base    Ins    Base    CAM   Base                          per        Pcnt of  Amount   Nat
Tenant Name                      Recov  Year   Recov   Year   Recov  Year     Begin       End     SF/YR  Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
TRANSOUTH FINANCIAL CORP.
ASSOCIATES CORP. OF NORTH AME     Full   0      Full    0      Full   0    03/01/00   02/28/05    0.00        0.00     0

                                                                                                  0.00        0.00     0

                                                                                                  0.00        0.00     0
------------------------------------------------------------------------------------------------------------------------------------
BENEFICIAL FINANCE
BENEFICIAL SOUTH CAROLINA, IN     Full   0      Full    0      Full   0    04/08/02   04/07/07    0.00       0.00      0

                                                                                                  0.00       0.00      0

                                                                                                  0.00       0.00      0
------------------------------------------------------------------------------------------------------------------------------------
BOOK WAREHOUSE OF ANDERSON
EATON & SON BOOK PEDDLERS, IN     Full   0      Full    0      Full   0    07/01/99   06/30/02    0.00       5.00       0     Y

                                                                                                  0.00       5.00 330,000     Y

                                                                                                  0.00       5.00 374,000     Y
------------------------------------------------------------------------------------------------------------------------------------
HOME CURTAIN, BED & BATH
A BUS. OF TEXTILE OUTLET OF A    Full   0      Full    0      Full   0                            0.00       0.00      0

                                                                                                  0.00       0.00      0

                                                                                                  0.00       0.00      0

                                                                                                  0.00       0.00      0

                                                                                                  0.00       0.00      0

                                                                                                  0.00       0.00      0

                                                                                                  0.00       0.00      0

                                                                                                  0.00       0.00      0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 42

Property:  BELVEDERE PLAZA
           3100 NORTH MAIN STREET
           ANDERSON, SC 29621
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
     Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price
     Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR   Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
HOME CURTAIN, BED & BATH
A BUS. OF TEXTILE OUTLET OF A     619-120  4,669              02/01/92   01/31/02       7.00      02/01/00 32,682.96

                                                                                        7.25      02/01/01 33,850.20
-------------------------------------------------------------------------------------------------------------------------
CLASSIC WINDOW DESIGN, INC.
CLASSIC WINDOW DESIGN, INC.       619-130    750              03/12/97   03/31/00       0.00                    0.00

                                                                                       10.50      04/01/97  7,875.00

                                                                                        0.00                    0.00

                                                                                        0.00                    0.00
-------------------------------------------------------------------------------------------------------------------------
Available                         619-140  8,204                                        0.00                    0.00
-------------------------------------------------------------------------------------------------------------------------
PIECE GOODS #0300
PIECE GOODS SHOPS CO., L.P.       619-150  7,000             11/01/91    10/31/01       0.00                    0.00

                                                                                        5.14     12/01/91  36,000.00

                                                                                        0.00                    0.00

                                                                                        5.71     11/01/96  39,999.96
-------------------------------------------------------------------------------------------------------------------------
Available                         619-160 10,319                                        0.00                    0.00
-------------------------------------------------------------------------------------------------------------------------
FARMERS FURNITURE
WAREHOUSE HOME FURNISHINGS DI     619-180 17,400              02/01/93   01/31/99       0.00                    0.00

                                                                                        3.25     02/01/93  56,550.00

                                                                                        3.50     02/01/96  60,900.00
-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION              REIMBURSEMENTS                        RENEWAL OPTIONS            PERCENT RENT
                                  Tax   Base    Ins    Base    CAM   Base                          per        Pcnt of  Amount   Nat
Tenant Name                      Recov  Year   Recov   Year   Recov  Year     Begin       End     SF/YR  Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
HOME CURTAIN, BED & BATH
A BUS. OF TEXTILE OUTLET OF A     Full   0      Full    0      Full   0                            0.00       0.00           0

                                  Full   0      Full    0      Full   0                            0.00       0.00           0
------------------------------------------------------------------------------------------------------------------------------------
CLASSIC WINDOW DESIGN, INC.
CLASSIC WINDOW DESIGN, INC.       Full   0      Full    0      Full    0   09/15/88   09/14/91     0.00       0.00           0

                                                                           09/15/91   09/14/94     0.00       0.00           0

                                                                           04/01/00   03/31/03     0.00       0.00           0

                                                                                                   0.00       0.00           0
------------------------------------------------------------------------------------------------------------------------------------
Available                                0              0              0                           0.00       0.00           0
------------------------------------------------------------------------------------------------------------------------------------
PIECE GOODS #0300
PIECE GOODS SHOPS CO., L.P.       Full   0      Full    0      Full    0   11/01/01   10/31/06     6.43       4.00     650,000

                                                                           11/01/06   10/31/11     7.29       4.00     750,000

                                                                                                   0.00       4.00     850,000

                                                                                                   0.00       4.00           0
------------------------------------------------------------------------------------------------------------------------------------
Available                                0              0              0                           0.00       0.00           0
------------------------------------------------------------------------------------------------------------------------------------
FARMERS FURNITURE
WAREHOUSE HOME FURNISHINGS DI     Fixed  0      PRS    1991    Fixed   0   02/01/99   01/31/02     3.75       0.00           0

                                                                                                   0.00       0.00           0

                                                                                                   0.00       0.00           0

------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 43

Property:  BELVEDERE PLAZA
           3100 NORTH MAIN STREET
           ANDERSON, SC 29621
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
     Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price
     Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR    Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
Available                     619- 190     7,200                                          0.00                    0.00
-------------------------------------------------------------------------------------------------------------------------
Available                     619- 195     4,516                                          0.00                    0.00
-------------------------------------------------------------------------------------------------------------------------
CATHERINES, INC.
CATHERINES STORES CORPORATION 619- 200     2,825              07/01/91   06/30/01         0.00                    0.00

                                                                                          0.00                    0.00

                                                                                          8.00      07/01/93 22,599.96

                                                                                          8.50      07/01/96 24,012.48

                                                                                          9.00      07/01/98 25,425.00
-------------------------------------------------------------------------------------------------------------------------
Available                    619-  210    4,000                                           0.00                     0.00
-------------------------------------------------------------------------------------------------------------------------
Available                    619-  220    2,320                                           0.00                     0.00
-------------------------------------------------------------------------------------------------------------------------
Available                    619-  230    1,400                                           0.00                     0.00
-------------------------------------------------------------------------------------------------------------------------
BELVEDERE LIQUOR STORE
MR. ALVIN T. FLEISHMAN       619-  240    1,470              05/01/95   04/30/98          7.00      06/01/91 10,290.00

                                                                                          7.60      05/01/94 11,178.00

                                                                                          8.00      05/01/95 11,760.00
-------------------------------------------------------------------------------------------------------------------------
Available                    619-  245    2,450                                           0.00                    0.00
-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION              REIMBURSEMENTS                        RENEWAL OPTIONS            PERCENT RENT
                                  Tax   Base    Ins    Base    CAM   Base                          per        Pcnt of  Amount   Nat
Tenant Name                      Recov  Year   Recov   Year   Recov  Year     Begin       End     SF/YR  Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
Available                                0              0              0                           0.00      0.00            0
------------------------------------------------------------------------------------------------------------------------------------
Available                                0              0              0                           0.00      0.00            0
------------------------------------------------------------------------------------------------------------------------------------
CATHERINES, INC.
CATHERINES STORES CORPORATION     Full   0     Full     0      Full    0   07/01/96   06/30/01     8.50      5.00      500,000

                                                                                                   0.00      5.00      600,000

                                                                                                   0.00      5.00            0

                                                                                                   0.00      5.00            0

                                                                                                   0.00      5.00            0
------------------------------------------------------------------------------------------------------------------------------------
Available                                0              0              0                           0.00      0.00            0
------------------------------------------------------------------------------------------------------------------------------------
Available                                0              0              0                           0.00      0.00            0
------------------------------------------------------------------------------------------------------------------------------------
Available                                0              0              0                           0.00      0.00            0
------------------------------------------------------------------------------------------------------------------------------------
BELVEDERE LIQUOR STORE
MR. ALVIN T. FLEISHMAN            Full   0      Full    0      Full    0                           0.00      0.00            0

                                                                                                   0.00      0.00            0

                                                                                                   0.00      0.00            0
------------------------------------------------------------------------------------------------------------------------------------
Available                                0              0              0                           0.00      0.00            0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 44

Property:  BELVEDERE PLAZA
           3100 NORTH MAIN STREET
           ANDERSON, SC 29621
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
     Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price
     Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR   Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
PLEJ'S
OSTROW TEXTILE CO., INC.     619- 250     8,100              06/01/87   05/31/98        0.00                     0.00

                                                                                        4.30      06/01/92  34,830.00

                                                                                        4.80      06/01/95  38,880.00
-------------------------------------------------------------------------------------------------------------------------
MCDONALD'S
MCDONALD'S CORPORATION       619- 260         0      P       02/06/92   02/05/02        0.00      06/01/92  42,420.00

                                                                                        0.00      03/01/97  51,600.00
-------------------------------------------------------------------------------------------------------------------------
BLIMPIE'S
BLIMPIE, E.S.C., INC.        619- 280     2,000      P       10/01/93   09/30/03        0.00                     0.00

                                                                                        0.00                     0.00

                                                                                        8.50      10/01/93  17,000.04

                                                                                        9.50      10/01/98  18,999.96
-------------------------------------------------------------------------------------------------------------------------
BLOCKBUSTER #92566 - BELVEDER
                            619- 290          0      P      09/01/89    08/31/99        0.00                     0.00

                                                                                        0.00      10/01/89  82,880.04

                                                                                        0.00                     0.00
-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION              REIMBURSEMENTS                        RENEWAL OPTIONS            PERCENT RENT
                                  Tax   Base    Ins    Base    CAM   Base                          per        Pcnt of  Amount   Nat
Tenant Name                      Recov  Year   Recov   Year   Recov  Year     Begin       End     SF/YR  Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
PLEJ'S
OSTROW TEXTILE CO., INC.          PRS   1987    None   0       Fixed  0    06/01/92   05/31/95    4.30        2.50          0  Y

                                                                           06/01/95   05/31/98    4.80        2.50  1,393,200  Y

                                                                                                  0.00        2.50  1,555,200  Y
------------------------------------------------------------------------------------------------------------------------------------
MCDONALD'S
MCDONALD'S CORPORATION            None    0     None   0       None    0   02/06/97   02/05/02    0.00        0.00         0

                                                                                                  0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
BLIMPIE'S
BLIMPIE, E.S.C., INC.             Full    0     Full   0       Full    0   10/01/03   09/30/08    0.00        6.00    425,000

                                                                           10/01/08   09/30/13    0.00        6.00          0

                                                                                                  0.00        6.00          0

                                                                                                  0.00        6.00          0
------------------------------------------------------------------------------------------------------------------------------------
BLOCKBUSTER #92566 - BELVEDER     Full    0     Full   0       Full    0   09/01/94   08/31/99    0.00        0.00          0

                                                                           09/01/99   08/31/04   14.89        0.00          0

                                                                                                  0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
            Square Feet:      Occupied    115,330           Current Annual Base Rent      722,618.64
                              Available    43,409
                              Total....   158,739


PHOTOGRAPHS OF SUBJECT PROPERTY


                                [GRAPHIC OMITTED]


North Main Street - Facing North


                                [GRAPHIC OMITTED]


North Main Street - Facing South

                                [GRAPHIC OMITTED]


Front View of Subject from Outlot


                                [GRAPHIC OMITTED]


Front View of Subject

                                [GRAPHIC OMITTED]


Front View of Subject


                                [GRAPHIC OMITTED]


Wiew of Former Farmer's Furniture store located to the rear of subject

                                [GRAPHIC OMITTED]


Front and Side View of Subject


                                [GRAPHIC OMITTED]


Rear View of Subject

                                [GRAPHIC OMITTED]


Rear View of Subject


                                [GRAPHIC OMITTED]

Rear View of Subject

Rear View of Subject


                                [GRAPHIC OMITTED]

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                Market Study of:

                               LAKESIDE SQUARE AND
                         LAKESIDE PLAZA SHOPPING CENTER

                         300 and 302 Pearman Dairy Road
                    Anderson, Anderson County, South Carolina




                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                   May 8, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]


                                  May 12, 1997


Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:   Market Study
      Lakeside Square and Lakeside Plaza Shopping Center
      300 and 302 Pearman Dairy Road
      Anderson, Anderson County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 8, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of Lakeside Square which is a neighborhood shopping center that contains 48,441 square feet of leasable area and Lakeside Plaza with 137,507 square feet. Lakeside Square was constructed in 1975 and 1976 while Lakeside Plaza was constructed in 1979-1980 with renovations having been completed in 1991. The anchor tenants at Lakeside Square are Dollar General and Babcock Home Furnishings Center and this center is currently 33.53% occupied. The anchor tenants at Lakeside Plaza are Bi-Lo, Big Lots and Revco and this center is experiencing a 96 percent occupancy rate.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                              Respectfully submitted,

                              O. MARSHALL DODDS COMPANY, INC.


                              /s/ O. Marshall Dodds
                              ---------------------
                              O. Marshall Dodds, MAI
                              State Certified General
                              Real Estate Appraiser (CG-356)

OMD:mm

[LOGO]


EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Anderson is situated in the Western portion of South Carolina. I-85 runs through the county as well as extending into Georgia and extends north through South Carolina and North Carolina. There are more than 163 manufacturing and allied firms in Anderson. The principal industries within the county are textile, clothing, sewing machines, fiberglass, fishing tackle and automobile tires. The major companies are BASF Corporation, Owens Corning Fiberglass, Bosch Corporation and Michelin Corporation.

The unemployment rate for Anderson County as of 1994 (most recent) was 5.8 percent while the statewide rate was 6.3 percent for that year.

Neighborhood and Site

The neighborhood is located to the west of the downtown area of Anderson and is around the intersection of Pearman Dairy Road and West Whitner Street. The makeup of the neighborhood consists of commercial type properties along the major traffic arteries and single family residential properties off of the major traffic arteries. There are several multi-family projects that are located throughout the neighborhood. The Lakeside Square Shopping Center is located adjacent to the Lakeside Plaza Shopping Center. The major tenants in the Lakeside Plaza Shopping Center are Bi-Lo Stores, Revco Drugs, Family Dollar Stores, and local tenants. The former Wal-Mart Store now has Big Lots occupying approximately 1/2 of the store with the remainder being vacant.

Physical features for Lakeside Square Shopping Center are as follows:


1.  Size                         5.19 acres or 183,605 SF

2.  Identity                     300 Pearman Dairy Road
                                 TMS# 123-05-03-002

3.  Shape                        Irregular

4.  Topography                   Slopes downward away from Pearman Dairy Road,
                                 but is level from the mid portion to the rear

5.  Accessibility                Good

6.  Utilities                    Municipal

Physical Description

Building features for the Lakeside Square Shopping Center are as follows:


1.  Size (net)                     48,441 SF

2.  Layout & Design                One story - vacant food store, variety store,
                                   furniture store, Radio Shack, and three
                                   vacant shops

3.  Parking Spaces                 198
                                   4.09 per 1,000 SF of net area

4.  Construction                   Brick and glass front with concrete block on
                                   side and rear and metal seam roof.

[LOGO]


Physical features for Lakeside Plaza Shopping Center are as follows:


1.  Size                         12.26 acres or 534,046 SF

2.  Identity                     300 Pearman Dairy Road
                                 TMS# 123-05-03-007

3.  Shape                        Irregular

4.  Topography                   Slopes downward away from Pearman Dairy Road

5.  Accessibility                Good

6.  Utilities                    Municipal

Physical Description

Building features for the Lakeside Plaza Shopping Center are as follows:


1.  Size (net)                     137,507 SF

2.  Layout & Design                One story - food store, variety store, drug
                                   store and four vacant shops

3.  Parking Spaces                 682
                                   4.96 per 1,000 SF of net area

4.  Construction                   Brick and glass front with concrete block on
                                   side and rear and metal seam roof.

Market Position and Marketability Conclusions

The subject property is located in the western section of Anderson along Pearman Dairy Road at the intersection with Whitner Street. Most of the growth or retail facilities is located in the northern portion of Anderson along North Main Street which is US Highway #76-178. The centers in this area include the Anderson Mall, Belvedere Shopping Center, Pruitt Shopping Center, Marketplace Shopping Center and Northtown Plaza. The Boulevard Market Fair Shopping Center was constructed on North Main Street during 1995 with the major tenants being K-Mart and Publix Supermarket. The Northtown Shopping Center has Wal-Mart and Sam's Wholesale Club as major tenants with approximately 30,000 square feet of shops.

Subject property is an older shopping center, but the Crossroads Shopping Center is located in subject neighborhood and was constructed in 1990. The major tenants are Wal-Mart, Ingles and Revco. The shop space is being rented for $8.00 to $10.50 per square foot. The Belvedere Plaza is located on North Main Street in the northern portion of Anderson. This shopping center was renovated in 1992. The anchors are Hamrick's, Farmer's Furniture and McDonald's. The rental rates for the shops range from $3.25 to $10.50 per square foot. The Marketplace is located on North Main Street in the northern portion of Anderson. This center was constructed in 1975 and contains 60,000 square feet. The rental rates for the shops range from $7.50 to $9.50 per square foot. The Watson Village is located on South Main Street and would be considered to be in subject neighborhood. This center was constructed in 1968 and contains 60,000 square feet. The major tenants are Alrenco and Heileg-Meyers furniture store. The rental rates for the shops range from $5.00 to $8.00 per square foot.

[LOGO]


Subject property is an old center and Wal-Mart was a former tenant in this center, but has moved out and is located in the Crossroads Plaza and a Wal-Mart Superstore was constructed in the Northtown Plaza. Portions of the Wal-Mart Store have been subleased to Big Lots. There is a Bi-Lo store in subject. The section of subject that fronts along Pearman Dairy Road has a high vacancy rate at this time as Winn-Dixie has vacated the store and the lease has expired.

The rental rates been achieved at Lakeside Square range from $3.00 to $3.39 per square foot. There are vacancies, but it is thought that these can be occupied by other tenants in the future.

The rental rates for the shops in the Lakeside Plaza range from $3.62 to $10.40 per square foot. The rental rate being received from Bi-Lo is $5.86. Revco is currently paying $4.00 per square foot and Big Lots is paying $2.75 for a portion of the Wal-Mart space.

Trends

The subject property is located in an older stabilized area. The growth for new retail space is occurring on the north side of Anderson. It is thought that the stability for subject neighborhood will be maintained and that the vacant space in subject property can be rented, but it will not be to the tenants that can pay high rental rates. These rental rates should remain about the same.

[LOGO]


                            PROPERTY INSPECTION FORM
                                   COMMERCIAL


I.  COMPARABLE PROPERTIES
A.   PROPERTY DESCRIPTION

                                            SUBJECT                COMPARABLE 1                   COMPARABLE 2
                                            -------                ------------                   ------------

1.  Identification
                                   Lakeside Square &
     a. Name                       Lakeside Plaza SHC              Crossroad Plaza                Belvedere Plaza
                                   --------------------------      ------------------------       ------------------------
                                   300 & 302                       Hwy. 28 Bypass at
     b. Street                     Pearman Dairy Rd.               Sayre St.                      3100 North Main St.
                                   --------------------------      ------------------------       ------------------------
     c. City                       Anderson, SC                    Anderson, SC                   Anderson, SC
                                   --------------------------      ------------------------       ------------------------
     d. Distance from subject      N/A                             2 miles                        3 miles
                                   --------------------------      ------------------------       ------------------------
     e. Contact                    Edens Avant, Inc.               Developers Diversified         Edens Avant, Inc.
                                   --------------------------      ------------------------       ------------------------
     f. Phone                      803-779-4420                    910-799-9293                   803-799-4420
                                   --------------------------      ------------------------       ------------------------
2.  Attributes
                                   Lakeside Square-1975
     a. Year built                 Lakeside Plaza-1979             1990                           1961 (Rehab. 1992)
                                   --------------------------      ------------------------       ------------------------
                                   Lakeside Square-48,441
     b. Net sq. Ft.                Lakeside Plaza-137,507          163,809                        158,739
                                   --------------------------      ------------------------       ------------------------
     c. # building                 2                               1                              3
                                   --------------------------      ------------------------       ------------------------
     d. #stories                   1                               1                              1
                                   --------------------------      ------------------------       ------------------------
     e. Avg. Floor plate size (SF),
             if office             N/A                             N/A                            N/A
                                   --------------------------      ------------------------       ------------------------
     f. # elevators                N/A                             N/A                            N/A
                                   --------------------------      ------------------------       ------------------------
     g. Parking                    Adequate                        Adequate                       Adequate
                                   --------------------------      ------------------------       ------------------------
     h. Construction Type          Brick/Concrete Block            Brick/Concrete Block           Brick/Concrete Block
                                   --------------------------      ------------------------       ------------------------
     i. Vacancy %                  Lakeside Square-66.47%
                                   Lakeside Plaza-4.0%             4.00%                          27.35%
                                   --------------------------      ------------------------       ------------------------
     j. Anchors, if Retail         Lakeside Square-Babcock
                                   Lakeside Plaza-Bi-Lo,           Wal-Mart, Ingles,              Hamrick's, Farmer's
                                   Big Lots, Revco                 Revco                          Furniture, McDonald's
                                   --------------------------      ------------------------       ------------------------


                                   COMPARABLE 3                   COMPARABLE 4
                                   ------------                   ------------
1.  Identification

     a. Name                       Market Place                   Watson Village
                                   -------------------------      -----------------------

     b. Street                     North Main St.                 South Main Street
                                   -------------------------      -----------------------
     c. City                       Anderson, SC                   Anderson, SC
                                   -------------------------      -----------------------
     d. Distance from subject      3.5 miles                      3 miles
                                   -------------------------      -----------------------
     e. Contact                    Langsten Real Estate           Dr. Charles W. Burt
                                   -------------------------      -----------------------
     f. Phone                      864-369-2848                   864-225-3176
                                   -------------------------      -----------------------
2.  Attributes

     a. Year built                 1975                           1968
                                   -------------------------      -----------------------

     b. Net sq. Ft.                60,000                         60,000
                                   -------------------------      -----------------------
     c. # building                 1                              1
                                   -------------------------      -----------------------
     d. #stories                   1                              1
                                   -------------------------      -----------------------
     e. Avg. Floor plate size (SF),
             if office             N/A                            N/A
                                   -------------------------      -----------------------
     f. # elevators                N/A                            N/A
                                   -------------------------      -----------------------
     g. Parking                    Adequate                       N/A
                                   -------------------------      -----------------------
     h. Construction Type          Brick/Concrete Block           Brick/Concrete Block
                                   -------------------------      -----------------------
     i. Vacancy %
                                   0%                             6.21%
                                   -------------------------      -----------------------
     j. Anchors, if Retail
                                                                  Alrenco, Heileg-
                                   Winn-Dixie, Revco              Meyers
                                   -------------------------      -----------------------

Comments: Comparables #2 and #3 are located to the north of subject with Comparables #1 and #4 being located to the south of subject. Comparable #1 is the newest center surveyed.

[LOGO]


                            PROPERTY INSPECTION FORM
                                   COMMERCIAL



B.  RENTAL INFORMATION

                                              SUBJECT               COMPARABLE 1                   COMPARABLE 2
                                              -------               ------------                   ------------
1.  Asking Rental Rate
                                     Lakeside Square-$3.39
     a.  Anchor Space                Plaza - $2.75-$5.86            N/A                            $3.50 - $4.25
                                     -------------------------      -------------------------      ------------------------
                                     Lakeside Square - $3.00
     b.  Shop Space                  Plaza - $3.62-$10.40           $8.00 - $10.50                 $3.25 - $10.50
                                     -------------------------      -------------------------      ------------------------
2.  Lease Type (Gross/Net)           Triple Net                     Triple Net                     Triple Net
                                     -------------------------      -------------------------      ------------------------
3.  Rent Concessions                 None                           None                           None
                                     -------------------------      -------------------------      ------------------------
4.  Effective Rent                   $3.00 - $10.40                 $8.00 - $10.50                 $3.25 - $10.50
                                     -------------------------      -------------------------      ------------------------
5.  TI Allowance                     None                           None                           None
                                     -------------------------      -------------------------      ------------------------
6.  Expense Stop                     None                           None                           None
                                     -------------------------      -------------------------      ------------------------
7.  Length of Lease Term             3 - 5 years (shop)             3 - 5 years (shop)             3 - 5 years (shop)
                                     -------------------------      -------------------------      ------------------------
8.  Commissions                      5.00% to 7.00%                 5.00% to 7.00%                 5.00% - 7.00%
                                     -------------------------      -------------------------      ------------------------
9.  Percentage Rent                                                 Wal-Mart, Ingles,              Hamricks, Farmer's
     (per lease terms)               Big Lots, Bi-Lo                Revco                          Furniture, McDonalds
                                     -------------------------      -------------------------      ------------------------
10. Historical Annual
         Absorption/sq.ft.           N/A                            N/A                            N/A
                                     -------------------------      -------------------------      ------------------------
11. Annual Operating Expense
        psf (Including taxes)        N/A                            N/A                            N/A
                                     -------------------------      -------------------------      ------------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)  N/A                            superior                       similar
                                     -------------------------      -------------------------      ------------------------


                                     COMPARABLE 3                  COMPARABLE 4
                                     ------------                  ------------
1.  Asking Rental Rate

     a.  Anchor Space                N/A                           N/A
                                     -----------------------       -----------------------

     b.  Shop Space                  $7.50 - $9.50                 $5.00 - $8.00
                                     -----------------------       -----------------------
2.  Lease Type (Gross/Net)           Triple Net                    Triple Net
                                     -----------------------       -----------------------
3.  Rent Concessions                 None                          None
                                     -----------------------       -----------------------
4.  Effective Rent                   $7.50 - $9.50                 $5.00 - $8.00
                                     -----------------------       -----------------------
5.  TI Allowance                     None                          None
                                     -----------------------       -----------------------
6.  Expense Stop                     None                          None
                                     -----------------------       -----------------------
7.  Length of Lease Term             3 - 5 years (shop)            3 - 5 years (shop)
                                     -----------------------       -----------------------
8.  Commissions                      5.00% to 7.00%                5.00% to 7.00%
                                     -----------------------       -----------------------
9.  Percentage Rent
     (per lease terms)               Winn-Dixie, Revco             Alrenco
                                     -----------------------       -----------------------
10. Historical Annual
         Absorption/sq.ft.           N/A                           N/A
                                     -----------------------       -----------------------
11. Annual Operating Expense
        psf (Including taxes)        N/A                           N/A
                                     -----------------------       -----------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)  similar                       similar
                                     -----------------------       -----------------------

D. EXPLAIN RANKING/COMMENTS:            Comparable #1 is thought to be superior
                                        to subject due to age and condition.
                                        Also, Wal-Mart is thought to be a high
                                        credit tenant. Comparables #2 and #4
                                        have also lost major tenants which is
                                        the primary reason they are considered
                                        similar to subject.

[LOGO]


LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================


                               [GRAPHIC OMITTED]


Name:                   Crossroad Plaza
Location:               Pearman Dairy Road
                        Anderson, South Carolina
Year Built:             1990
Total Size:             163,809 SF
Vacant Space:           6,552 SF
Vacancy Rate:           4.0%
Local Rent Range:       $8.00 - $10.50 PSF
Tenant Expenses:        Triple Net

Remarks: There are two vacant shops in this center. The major tenants are Wal-Mart, Ingles and Revco. A local furniture store is having its grand opening as of the date of this study.

[LOGO]


Comparable Rental No. 2
================================================================================


                               [GRAPHIC OMITTED]


Name:                   Belvedere Plaza
Location:               3100 N. Main Street
                        Anderson, South Carolina
Year Built:             1961 - Renovated in 1992
Total Size:             158,739 SF
Vacant Space:           4,342 SF
Vacancy Rate:           27.35%
Rental Range:           $3.25 to $10.50 PSF
Tenant Expenses:        Triple Net


Remarks: This is an older center but was renovated in 1992. The center has a good appearance and is enjoying a high occupancy rate.

[LOGO]


Comparable Rental No. 3
================================================================================


                               [GRAPHIC OMITTED]


Name:                   Market Place
Location:               N. Main Street
                        Anderson, South Carolina
Year Built:             1975
Total Size:             60,000 SF
Vacant Space:           None
Vacancy Rate:           0%
Rental Range:           $7.50 to $9.50 PSF
Tenant Expenses:        Triple Net


Remarks:                This center is anchored with Winn-Dixie and Revco.
                        Exposure from N. Main Street is good.

[LOGO]


Comparable Rental No. 4
================================================================================

                               [GRAPHIC OMITTED]



Name:                   Watson Village
Location:               South Main Street at Schockley Ferry Road
                        Anderson, South Carolina
Year Built:             1968
Total Size:             60,000 SF
Vacant Space:           3,726 SF
Vacancy Rate:           6.21%
Local Rent Range:       $5.00 - $8.00 SF
Tenant Expenses:        Triple Net

Remarks: This is an older center in which Winn-Dixie has vacated and Alrenco is now the major tenant. Most of the other tenants are small shops.

[LOGO]


                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLES

                                              SUBJECT                COMPARABLE 1                  COMPARABLE 2
                                              -------                ------------                  ------------
1.   Identification
                                     Lakeside Square &                                             Lexington Triangle
     a.  Name                        Lakeside Plaza SHC              Barnwell Plaza                Village
                                     -------------------------       ------------------------      -------------------------
                                                                                                   Sunset Blvd. & Lake
     b.  Street Address              302 Pearman Road                1019 Dunbarton Blvd.          Dr.
                                     -------------------------       ------------------------      -------------------------
     c.  City                        Anderson, SC                    Barnwell, SC                  Lexington, SC
                                     -------------------------       ------------------------      -------------------------
     d.  Distance from Subject       N/A                             175 miles                     125 miles
                                     -------------------------       ------------------------      -------------------------
2.  Attributes
     a.  Year Built                  1979                            1985                          1985
                                     -------------------------       ------------------------      -------------------------
     b.  Net sq. feet                185,946                         70,725                        115,754
                                     -------------------------       ------------------------      -------------------------
     c.  # Buildings                 2                               1                             1
                                     -------------------------       ------------------------      -------------------------
     d.  # of Stories                1                               1                             1
                                     -------------------------       ------------------------      -------------------------
     e.  Vacancy %                   20.30%                          9.00%                         1.3%
                                     -------------------------       ------------------------      -------------------------
3.  Sales Information
     a.  Sales Price                 N/A                             $2,860,620                    $4,489,380
                                     -------------------------       ------------------------      -------------------------
     b.  Sales Price PSF             N/A                             $40.45                        $38.78
                                     -------------------------       ------------------------      -------------------------
     c.  Date                        N/A                             01-01-95                      01-31-95
                                     -------------------------       ------------------------      -------------------------
     d.  NOI at time of Sale         N/A                             330,327                       480,919
                                     -------------------------       ------------------------      -------------------------
     e.  Cap. Rate                   N/A                             11.55%                        10.71%
                                     -------------------------       ------------------------      -------------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)   N/A                             similar                       similar
                                     -------------------------       ------------------------      -------------------------

                                     COMPARABLE 3               COMPARABLE 4
                                     ------------               ------------
1.   Identification

     a.  Name                        Hampton Plaza              Cumberland Plaza
                                     ---------------------      -------------------------
                                     2864 Wilma                 209 New Swithville
     b.  Street Address              Randolph Blvd.             Hwy.
                                     ---------------------      -------------------------
     c.  City                        Clarksville, TN            McMinnville, TN
                                     ---------------------      -------------------------
     d.  Distance from Subject       435 miles                  315 miles
                                     ---------------------      -------------------------
2.  Attributes
     a.  Year Built                  1988                       1988
                                     ---------------------      -------------------------
     b.  Net sq. feet                189,302                    143,951
                                     ---------------------      -------------------------
     c.  # Buildings                 1                          1
                                     ---------------------      -------------------------
     d.  # of Stories                1                          1
                                     ---------------------      -------------------------
     e.  Vacancy %                   0%                         4.3%
                                     ---------------------      -------------------------
3.  Sales Information
     a.  Sales Price                 $6,150,000                 $5,225,050
                                     ---------------------      -------------------------
     b.  Sales Price PSF             $23.24                     $36.30
                                     ---------------------      -------------------------
     c.  Date                        12-26-95                   12-26-95
                                     ---------------------      -------------------------
     d.  NOI at time of Sale         753,627                    693,726
                                     ---------------------      -------------------------
     e.  Cap. Rate                   12.25%                     13.28%
                                     ---------------------      -------------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)   similar                    similar
                                     ---------------------      -------------------------

Explain Ranking/Comments: Subject is thought to be similar to all of these comparables with respect to size and age. Also, all of these comparables are located in towns which are approximately the same size as subject.

[LOGO]


COMPARABLE IMPROVED SALES

Comparable Sale No. 1
================================================================================


                               [GRAPHIC OMITTED]


TMS                       072- 06- 04- 11, 20
NAME                      Barnwell Plaza
LOCATION                  1019 Dunbarton Boulevard, Barnwell, SC
GRANTOR                   1994 N1 SC Associates, LP
GRANTEE                   Tri Centers, LP
DEED REFERENCE            Book 282/Page 137
DATE                      Jan 31, 1995
SALES PRICE               $2,860,620
ADJUSTED SALES PRICE      $2,860,620
SIZE BUILDING             70,725
SALES PRICE PER S.F.      $40.45
SIZE LAND (ACRES)         11.28
SIZE LAND (S.F.)          491,357
YEAR BUILT                1985
LAND/BUILDING RATIO       6.95 To 1
UTILITIES                 All available
VERIFICATION              Appraiser
ZONING                    Commercial
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $399,045
GROSS INCOME MULTIPLE     7.17
EGIM                      7.17
NET OPERATING INCOME      $330,327
OVERALL RATE              11.55%
TYPE OF PURCHASER         Private Investor

COMMENTS:                 This is a good quality community shopping center
                          located in the town of Barnwell in Barnwell County
                          (pop. 20,000) in western South Carolina. Approximately
                          91% of the center was comprised of anchor space, including Wal-Mart (34,875 SF), Food Lion (21,000 SF) and Revco Drugs (8,450 SF). The income and expense data here is based on the center's actual performance at the time of sale, and include approximately $0.50
                          SF in overage rents from Wal-Mart and $0.10 SF in reserves.

(590)

[LOGO]


Comparable Sale No. 2
================================================================================

                               [GRAPHIC OMITTED]


NAME                      Lexington Triangle Village
LOCATION                  U.S. 378 and North Lake Drive (SC #6), Lexington, SC
GRANTOR                   1994 N1 SC Associates
GRANTEE                   Tri Centers, LP
DEED REFERENCE            Book 3260, Page 199
DATE                      Jan 31, 1995
SALES PRICE               $4,489,380
ADJUSTED SALES PRICE      $4,489,380
SIZE BUILDING             115,754
SALES PRICE PER S.F.      $38.78
SIZE LAND (ACRES)         12.51
SIZE LAND (S.F.)          544,936
YEAR BUILT                1985
LAND/BUILDING RATIO       4.71 To 1
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $607,469
GROSS INCOME MULTIPLE     7.39
EGIM                      7.39
NET OPERATING INCOME      $480,919
OVERALL RATE              10.71%
TYPE OF PURCHASER         Private Investor

COMMENTS:                 This center is anchored by Wal-Mart (65,904 SF) and
                          Food Lion (25,000 SF) and there are 7 local shops totaling 24,850 SF (21.5 percent). At the time of sale, the center was 98.7 percent occupied with only
                          2,000 SF vacant. Wal-Mart has a base rent of $3.55 and the lease expires 11/05. Currently, Wal-Mart is paying about $0.50 per SF overage rent and Wal-Mart is expected to leave the center in the near future as no expansion room is available. The estimated cap rate excludes potential overage rent form Wal-Mart and only excludes income from the 2,000 SF vacant bay.
                          Projected expenses include $0.10 per SF reserves. The center is masonry with brick front and metal mansard canopy roof and in average condition. No outparcels were included with this sale.

(763)

[LOGO]


Comparable Sale No. 3
================================================================================

                               [GRAPHIC OMITTED]


NAME                      Hampton Plaza
LOCATION                  2864 Wilma Rudolph Boulevard, Clarksville, TN
GRANTOR                   Aetna Life Insurance Company
GRANTEE                   Hampton II, LP
DEED REFERENCE            Book 580, Page 1793
DATE                      Dec 26, 1995
SALES PRICE               $6,150,000
ADJUSTED SALES PRICE      $6,150,000
SIZE BUILDING             189,302
SALES PRICE PER S.F.      $32.49
SIZE LAND (ACRES)         23.24
SIZE LAND (S.F.)          1,012,334
YEAR BUILT                1988
LAND/BUILDING RATIO       5.35 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    C-3, Shopping Center District
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $937,119
GROSS INCOME MULTIPLE     6.37
EGIM                      6.56
NET OPERATING INCOME      $753,627
OVERALL RATE              12.25%
TYPE OF PURCHASER         Private Investor

COMMENTS:                 This is a community shopping center with Wal-Mart as a
                          major tenant prior to a new Wal-Mart Superstore being built on the same block. While Wal-Mart remains liable for the lease, the store is vacant. The remainder of the center is occupied.

(759)

[LOGO]


Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]


NAME                      Cumberland Plaza
LOCATION                  209 New Smithville Highway, McMinnville, TN
GRANTOR                   Aetna Life Insurance
GRANTEE                   Cumberland II, LP
DEED REFERENCE            Book 287, Page 204
DATE                      Dec 26, 1995
SALES PRICE               $5,225,050
ADJUSTED SALES PRICE      $5,225,050
SIZE BUILDING             143,951
SALES PRICE PER S.F.      $36.30
SIZE LAND (ACRES)         19.64
SIZE LAND (S.F.)          855,518
YEAR BUILT                1988
LAND/BUILDING RATIO       5.94 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    C-3, Highway Commercial District
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $875,830
GROSS INCOME MULTIPLE     5.79
EGIM                      5.97
NET OPERATING INCOME      $693,726
OVERALL RATE              13.28%
TYPE OF PURCHASER         Private Investor

COMMENTS:                 This is a community shopping center. Wal-Mart was the
                          major tenant and remains liable for the lease for the remaining term. A new Wal-Mart Superstore was built one block west of this property.

(762)

[LOGO]


ADDENDA

o     Anderson County Demographics
o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

[LOGO]


USA COUNTIES 1996
Geographic Area: Anderson, SC (45007)
Table:     GENERAL PROFILE
--------------------------------------------------------------------------------
POPULATION AND HOUSING (Bureau of the Census)
  Total resident population:
    1995 ..........................................................     154,478
      Percent 65 years and over ...................................        13.5
    1990 ..........................................................     145,177
    1980 ..........................................................     133,235
  Occupied housing units, 1990 ....................................      55,481
    Percent owner occupied ........................................        75.2
BIRTHS AND DEATHS (National Center for Health Statistics)
  Births, 1993 ....................................................       1,972
    Per 1,000 resident population .................................        13.1
    Percent to mothers under 20 years of age ......................        19.7
  Deaths, 1993 ....................................................       1,480
    Per 1,000 resident population .................................         9.8
  Infant deaths per 1,000 live births, 1993 .......................        14.7
EDUCATION (Bureau of the Census)
  Persons 25 years and over, 1990 .................................      95,330
    Percent high school graduates .................................        64.0
    Percent college graduates .....................................        12.9
LABOR FORCE (Bureau of Labor Statistics)
  Civilian labor force, 1994 ......................................      80,372
    Percent unemployed ............................................         5.8
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
  Total establishments, 1993 ......................................       3,202
    Percent retail trade ..........................................        29.2
    Percent services ..............................................        32.1
  Paid employees, 1993 (pay period including March 12) ............      49,199
  Annual payroll, 1993 ($1,000) ...................................     968,525
PERSONAL INCOME (Bureau of Economic Analysis)
  Total personal income, 1993 ($1,000) ............................   2,495,247
    Per capita (dollars) ..........................................      16,545
AGRICULTURE (Bureau of the Census)
  Number of farms, 1992 ...........................................       1,076
    Land in farms as percent of total land ........................          35
RETAIL TRADE (Bureau of the Census)
  Retail sales, 1992 ($1,000) .....................................   1,062,066
    Per capita (dollars) ..........................................       7,172
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
  Number of offices, June 30, 1994 ................................          39
    Total deposits ($1,OO0) .......................................     791,610
SOCIAL PROGRAMS (Social Security Administration)
  Total Social Security recipients, December 1993 .................      29,995
    Retired workers ...............................................      18,435
  Supplementary Security Income recipients, December 1994 .........       3,177
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
  Total direct expenditures or obligations per capita:
    1994 (dollars) ................................................       2,955
    1990 (dollars) ................................................       2,305
--------------------------------------------------------------------------------
(NA) Not available.  (D) Avoid disclosure of confidential information.
(X) Not applicable.  (S) Does not meet publication standards.
(Z) Value > 0 but < half unit of measure shown.
 NOTE:  0 data may indicate geographic/data footnotes.

Source: U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

                               [GRAPHIC OMITTED]

                             COMPARABLE RENTALS MAP

                               [GRAPHIC OMITTED]

                              COMPARABLE SALES MAP

                               [GRAPHIC OMITTED]

                                   SITE PLAN

[LOGO]

Date: 04/08/97                 EDENS & AVANT, INC.                     Page 189
                             Retail Custom Rent Roll

Property:   LAKESIDE SQUARE
            300 PEARMAN DAIRY ROAD
            ANDERSON, SC 29625
Column Legends:
      Tenant/Propert MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                      LEASE TERM                        RENT INFORMATION
                                                                                             per                 Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin  Base Rent

-------------------------------------------------------------------------------------------------------------------------

Available
                                706-    10    22,720                                         0.00                  0.00

-------------------------------------------------------------------------------------------------------------------------

DOLLAR GENERAL #2920
DOLGENCORP, INC.                706-    20     7,000          07/01/96    06/30/99           3.00   07/01/96  21,000.00


-------------------------------------------------------------------------------------------------------------------------

BADCOCK HOME FURNISHINGS CENT
JAMES F. MILLS                  706-    30     7,440          01/01/94    12/31/98           3.06   01/01/96  22,800.00

                                                                                             3.23   07/01/96  24,000.00

                                                                                             3.39   01/01/97  25,200.00

                                                                                             3.55   07/01/97  26,400.00

                                                                                             3.71   01/01/98  27,600.00

                                                                                             3.87   07/01/98  28,800.00

-------------------------------------------------------------------------------------------------------------------------

Available
                                706-    40     5,484                                         0.00                  0.00

-------------------------------------------------------------------------------------------------------------------------

Available
                                706-    50     3,997                                         0.00                  0.00

-------------------------------------------------------------------------------------------------------------------------

RADIO SHACK
TANDY CORPORATION               706-    60     1,800          02/01/94    01/31/97           3.00   02/01/94   5,400.00

-------------------------------------------------------------------------------------------------------------------------

Available
                                706-  9999         0                                         0.00                  0.00
-------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of   Amount  Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ              Over   Brk

----------------------------------------------------------------------------------------------------------------------------------

Available
                                         0            0             0                             0.00       0.00            0

-----------------------------------------------------------------------------------------------------------------------------------

DOLLAR GENERAL #2920
DOLGENCORP, INC.               Fixed     0  Fixed     0    Fixed    0                             0.00       3.00       70,000    Y


-----------------------------------------------------------------------------------------------------------------------------------

BADCOCK HOME FURNISHINGS CENT
JAMES F. MILLS                 None      0  None      0    None     0    01/01/99    12/31/03     4.03       0.00            0

                                                                                                  0.00       0.00            0

                                                                                                  0.00       0.00            0

                                                                                                  0.00       0.00            0

                                                                                                  0.00       0.00            0

                                                                                                  0.00       0.00            0

-----------------------------------------------------------------------------------------------------------------------------------

Available
                                         0            0             0                             0.00       0.00            0

-----------------------------------------------------------------------------------------------------------------------------------

Available
                                         0            0             0                             0.00       0.00            0

-----------------------------------------------------------------------------------------------------------------------------------

RADIO SHACK
TANDY CORPORATION              PRS    1979  None      0    Fixed    0                             0.00       2.50      216,000    Y

-----------------------------------------------------------------------------------------------------------------------------------

Available
                                         0            0             0                             0.00       0.00            0
-----------------------------------------------------------------------------------------------------------------------------------

 Square Feet: Occupied..       16,240      Current Annual Base Rent   51,600.00
              Available.       32,201
              Total.....       48,441

[LOGO]

Date: 04/08/97                 EDENS & AVANT, INC.                     Page 184
                             Retail Custom Rent Roll

Property:   LAKESIDE SHOPPING CENTER
            302 PEARMAN DAIRY ROAD
            ANDERSON, SC 29625
Column Legends:
      Tenant/Propert MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                      LEASE TERM                        RENT INFORMATION
                                                                                             per                 Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin  Base Rent

-------------------------------------------------------------------------------------------------------------------------
TIMELY MONEY SERVICE
JOAN MARIES & SEAVY MADE BROWN  705-    10        490         01/01/97    12/31/99            9.00  01/01/97    4,410.00

-------------------------------------------------------------------------------------------------------------------------
Available
                                705-    15      1,029                                         0.00                  0.00

-------------------------------------------------------------------------------------------------------------------------
Available
                                705-    20      1,078                                         0.00                  0.00

-------------------------------------------------------------------------------------------------------------------------
CHRISTIAN BOOK STORE, THE
WILLIAM THOMAS DAVIS            705-    25      1,181         10/01/94    09/30/97            7.12  10/01/94    8,409.12

                                                                                              0.00                  0.00

                                                                                              0.00                  0.00

                                                                                              0.00                  0.00

-------------------------------------------------------------------------------------------------------------------------
RAINBOW RECORDS
MARK HAMBREE                    705-    30      1,763         10/01/91    09/30/97            8.34  10/01/94   14,703.96

                                                                                              0.00                  0.00

                                                                                              0.00                  0.00

-------------------------------------------------------------------------------------------------------------------------
Available
                                705-    40      1,755                                         0.00                  0.00

-------------------------------------------------------------------------------------------------------------------------
Available
                                705-    50      1,690                                         0.00                  0.00

-------------------------------------------------------------------------------------------------------------------------
WAL-MART
KUHN'S BIG K STORES CORP. (SU   705-    60     50,000         11/01/79    01/31/00            2.75  11/01/79  137,499.96

                                                                                              0.00                  0.00

-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount  Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over   Brk

-----------------------------------------------------------------------------------------------------------------------------------
TIMELY MONEY SERVICE
JOAN MARIES & SEAVY MADE BROWN  Full        0  Full     0   Full     0                             0.00       0.00          0

-----------------------------------------------------------------------------------------------------------------------------------
Available
                                            0           0            0                             0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
Available
                                            0           0            0                             0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
CHRISTIAN BOOK STORE, THE
WILLIAM THOMAS DAVIS            Full        0  Full     0   Full     0     10/01/96  09/30/97      0.00       0.00          0

                                                                           10/01/97  09/30/98      0.00       0.00          0

                                                                           10/01/98  09/30/99      0.00       0.00          0

                                                                                                   0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
RAINBOW RECORDS
MARK HAMBREE                    Full        0  Full     0   Fixed    0     10/01/94  09/30/97      0.00       0.00          0

                                                                           10/01/97  09/30/00      0.00       0.00          0

                                                                           10/01/00  09/30/03      0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
Available
                                            0           0            0                             0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
Available
                                            0           0            0                             0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
WAL-MART
KUHN'S BIG K STORES CORP. (SU   PRS      1980  None     0   Full     0     02/01/00  01/31/06      2.75       1.50  9,166,700     Y

                                                                           02/01/06  01/31/11      2.75       1.50          0     Y

[LOGO]

Date: 04/08/97                 EDENS & AVANT, INC.                     Page 185
                             Retail Custom Rent Roll

Property:   LAKESIDE SHOPPING CENTER
            302 PEARMAN DAIRY ROAD
            ANDERSON, SC 29625
Column Legends:
      Tenant/Propert MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                      LEASE TERM                        RENT INFORMATION
                                                                                             per                 Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin  Base Rent

-------------------------------------------------------------------------------------------------------------------------
WAL-MART
KUHN'S BIG K STORES CORP. (SU   705-    60     50,000         11/01/79    01/31/00           0.00                   0.00

                                                                                             0.00                   0.00

                                                                                             0.00                   0.00

                                                                                             0.00                   0.00

-------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR STORES #256
FAMILY DOLLAR STORES OF ANDER   705-    70      7,020         01/01/85    12/31/00           3.62   01/01/96   25,440.00

                                                                                             0.00                   0.00

                                                                                             0.00                   0.00

                                                                                             0.00                   0.00

-------------------------------------------------------------------------------------------------------------------------
ACE TV RENTALS
SOUTH CAROLINA RENTALS, INC.    705-    80      3,300         11/01/96    10/31/01           8.60   11/01/95   28,386.96

                                                                                             0.00                   0.00

                                                                                             9.00   11/01/96   29,700.00

                                                                                             9.25   11/01/99   30,525.00

-------------------------------------------------------------------------------------------------------------------------
BI-LO STORE #110
BI-LO INC.                      705-    90     37,801         11/01/91    10/31/11           5.86   11/01/91  221,603.88

                                                                                             6.11   11/01/01  231,074.16

                                                                                             0.00                   0.00

                                                                                             0.00                   0.00

                                                                                             0.00                   0.00

-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount  Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over   Brk
-----------------------------------------------------------------------------------------------------------------------------------

WAL-MART
KUHN'S BIG K STORES CORP. (SU  PRS     1980   None      0  Full      0    02/01/11    01/31/16     2.75       1.50            0  Y

                                                                          02/01/16    01/31/21     2.75       1.50            0  Y

                                                                          02/01/21    01/31/26     2.75       1.50            0  Y

                                                                          02/01/26    01/31/31     2.75       1.50            0  Y

-----------------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR STORES #256
FAMILY DOLLAR STORES OF ANDER  PRS     1980   None      0  None      0    01/01/91    12/31/95     3.62       2.50    1,017,600  Y

                                                                          01/01/96    12/31/00     3.62       2.50            0  Y

                                                                          01/01/01    12/31/05     3.62       2.50            0  Y

                                                                          01/01/06    12/31/10     3.62       2.50            0  Y

-----------------------------------------------------------------------------------------------------------------------------------
ACE TV RENTALS
SOUTH CAROLINA RENTALS, INC.   Full       0   Full      0  Full      0    11/01/96    10/31/01     0.00       0.00            0

                                                                          11/01/01    10/31/06     0.00       0.00            0

                                                                                                   0.00       0.00            0

                                                                                                   0.00       0.00            0

-----------------------------------------------------------------------------------------------------------------------------------
BI-LO STORE #110
BI-LO INC.                     Full       0   Full      0  Full      0    11/01/11    10/31/16     6.11       1.00   22,160,400  Y

                                                                          11/01/16    10/31/21     6.11       1.00   23,107,400  Y

                                                                          11/01/21    10/31/26     6.11       1.00            0  Y

                                                                          11/01/26    10/31/31     6.11       1.00            0  Y

                                                                          11/01/31    10/31/36     6.11       1.00            0  Y

[LOGO]

Date: 04/08/97                 EDENS & AVANT, INC.                     Page 186
                             Retail Custom Rent Roll

Property:   LAKESIDE SHOPPING CENTER
            302 PEARMAN DAIRY ROAD
            ANDERSON, SC 29625
Column Legends:
      Tenant/Propert MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                      LEASE TERM                        RENT INFORMATION
                                                                                             per                 Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin  Base Rent

-------------------------------------------------------------------------------------------------------------------------

BI-LO STORE #110
BI-LO INC.                      705-     90    37,801         11/01/91    10/31/11           0.00                  0.00

-------------------------------------------------------------------------------------------------------------------------
REVCO #846
FAY'S DRUG COMPANY, INC.        705-    100    10,800         01/01/81    02/28/01           4.00   03/01/81  43,200.00

                                                                                             0.00                  0.00

                                                                                             0.00                  0.00

-------------------------------------------------------------------------------------------------------------------------
AUTO ZONE #171
AUTOZONE DEVELOPMENT CORPORAT   705-    110     5,500         12/01/83    11/30/99           4.55   12/01/93  24,999.96

                                                                                             0.00                  0.00

                                                                                             0.00                  0.00

                                                                                             0.00                  0.00

-------------------------------------------------------------------------------------------------------------------------
NEW CHINA GARDEN
YONG-KU LI                      705-    120     2,500         03/01/95    02/28/00           6.00   03/01/95  15,000.00

                                                                                             0.00                  0.00

                                                                                             6.18   03/01/96  15,456.00

                                                                                             6.36   03/01/97  15,912.00

                                                                                             6.56   03/01/98  16,392.00

                                                                                             6.75   03/01/99  16,884.00

-------------------------------------------------------------------------------------------------------------------------
SUN-BRITE COIN LAUNDRY
SANDRA R. BRAKE                 705-    130     1,600         12/01/96    04/30/02           0.00                  0.00

                                                                                             0.00                  0.00


-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount  Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over   Brk
-----------------------------------------------------------------------------------------------------------------------------------

BI-LO STORE #110
BI-LO INC.                      Full      0    Full     0    Full     0     11/01/36  10/31/41     6.11        1.00           0   Y

-----------------------------------------------------------------------------------------------------------------------------------
REVCO #846
FAY'S DRUG COMPANY, INC.        PRS    1981    None     0    Full     0     03/01/01  02/28/06     4.00        2.00   2,160,000   Y

                                                                            03/01/06  02/28/11     4.00        2.00           0   Y

                                                                            03/01/11  02/28/16     4.00        2.00           0   Y

-----------------------------------------------------------------------------------------------------------------------------------
AUTO ZONE #171
AUTOZONE DEVELOPMENT CORPORAT   Full      0    Full     0    Full     0     12/01/88  11/30/90     4.55        2.00   1,250,000   Y

                                                                            12/01/90  11/30/93     4.55        2.00           0   Y

                                                                            12/01/93  11/30/96     4.55        2.00           0   Y

                                                                            12/01/96  11/30/99     4.55        2.00           0   Y

-----------------------------------------------------------------------------------------------------------------------------------
NEW CHINA GARDEN
YONG-KU LI                      Full      0    Full     0    Full     0     03/01/00  02/28/05     7.02        0.00           0

                                                                            03/01/05  02/28/10     8.54        0.00           0

                                                                                                   0.00        0.00           0

                                                                                                   0.00        0.00           0

                                                                                                   0.00        0.00           0

                                                                                                   0.00        0.00           0

-----------------------------------------------------------------------------------------------------------------------------------
SUN-BRITE COIN LAUNDRY
SANDRA R. BRAKE                 Full      0    Full     0    Full     0     05/01/02  04/30/07     0.00        0.00           0

                                                                            05/01/07  04/30/12     0.00        0.00           0


[LOGO]

Date: 04/08/97                 EDENS & AVANT, INC.                     Page 187
                             Retail Custom Rent Roll

Property:   LAKESIDE SHOPPING CENTER
            302 PEARMAN DAIRY ROAD
            ANDERSON, SC 29625
Column Legends:
      Tenant/Propert MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                      LEASE TERM                        RENT INFORMATION
                                                                                             per                 Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin  Base Rent

-------------------------------------------------------------------------------------------------------------------------

SUN-BRITE COIN LAUNDRY
SANDRA R. BRAKE                 705-    130    1,600          12/01/96    04/30/02            0.00                  0.00

                                                                                              8.00   05/01/97  12,800.04

                                                                                              8.50   05/01/00  13,599.96

-------------------------------------------------------------------------------------------------------------------------
TAE KWON DO, INC.
EUNG S. MOON                    705-    140    3,200          01/01/96    12/31/98            3.50   01/01/96  11,199.96

                                                                                              0.00                  0.00

                                                                                              5.37   07/01/96  17,199.96

                                                                                              7.75   11/01/96  24,799.92

                                                                                              7.75   01/01/97  24,799.92

                                                                                              7.75   01/01/98  24,799.92

-------------------------------------------------------------------------------------------------------------------------
PIC-A-FLICK VIDEO
JAMES W. KEITH, JR.             705-    150    5,600          01/01/94    12/31/99            8.59   01/01/94  48,108.36

                                                                                              0.00                  0.00

                                                                                              0.00                  0.00

                                                                                              0.00                  0.00

                                                                                              9.45   01/01/97  52,908.36

                                                                                              9.35   01/01/97  52,322.24

-------------------------------------------------------------------------------------------------------------------------
SUBWAY #1239
SUBWAY SANDWICH SHOPS, INC.     705-    160    1,200          08/01/85    07/30/00           10.40   08/01/95  12,474.84

                                                                                              0.00                  0.00


-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount  Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over   Brk
-----------------------------------------------------------------------------------------------------------------------------------

SUN-BRITE COIN LAUNDRY
SANDRA R. BRAKE                 Full       0  Full        0  Full     0    05/01/12    04/30/19     0.00      0.00        0

                                                                                                    0.00      0.00        0

                                                                                                    0.00      0.00        0

-----------------------------------------------------------------------------------------------------------------------------------
TAE KWON DO, INC.
EUNG S. MOON                    Full       0  Full        0  Full     0    01/01/99    12/31/01     0.00      0.00        0

                                                                           01/01/02    12/31/04     0.00      0.00        0

                                                                           01/01/05    12/31/07     0.00      0.00        0

                                                                                                    0.00      0.00        0

                                                                                                    0.00      0.00        0

                                                                                                    0.00      0.00        0

-----------------------------------------------------------------------------------------------------------------------------------
PIC-A-FLICK VIDEO
JAMES W. KEITH, JR.             Full       0  Full        0  Full     0    01/01/97    12/31/99     0.00      0.00        0

                                                                           01/01/00    12/31/02     0.00      0.00        0

                                                                           01/01/03    12/31/08     0.00      0.00        0

                                                                                                    0.00      0.00        0

                                                                                                    0.00      0.00        0

                                                                                                    0.00      0.00        0

-----------------------------------------------------------------------------------------------------------------------------------
SUBWAY #1239
SUBWAY SANDWICH SHOPS, INC.     PRS     1986  PRS      1986  Fixed    0    08/01/95    07/30/00     0.00      0.00        0

                                                                           08/01/00    07/30/05     0.00      0.00        0

[LOGO]

Date: 04/08/97                 EDENS & AVANT, INC.                     Page 188
                             Retail Custom Rent Roll

Property:   LAKESIDE SHOPPING CENTER
            302 PEARMAN DAIRY ROAD
            ANDERSON, SC 29625
Column Legends:
      Tenant/Propert MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                      LEASE TERM                        RENT INFORMATION
                                                                                             per                 Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin  Base Rent

-------------------------------------------------------------------------------------------------------------------------

SUBWAY #1239
SUBWAY SANDWICH SHOPS, INC.     705-    160    1,200          08/01/85    07/30/00            0.00                  0.00

-------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount  Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over   Brk
-----------------------------------------------------------------------------------------------------------------------------------

SUBWAY #1239
SUBWAY SANDWICH SHOPS, INC.     PRS     1986  PRS      1986  Fixed    0    08/01/05    07/30/10     0.00      0.00        0

-----------------------------------------------------------------------------------------------------------------------------------

 Square Feet: Occupied..      131,955      Current Annual Base Rent  615,485.00
              Available.        5,552
              Total.....      137,507

[LOGO]

PHOTOGRAPHS OF SUBJECT PROPERTY


                               [GRAPHIC OMITTED]

                       Pearman Dairy Road - Facing North


                               [GRAPHIC OMITTED]

                       Pearman Dairy Road - Facing South

[LOGO]

                               [GRAPHIC OMITTED]

                          Whitner Street - Facing West


                               [GRAPHIC OMITTED]

                          Whitner Street - Facing East

[LOGO]


                               [GRAPHIC OMITTED]

             Front View of Subject - Lakeside Plaza Shopping Center


                               [GRAPHIC OMITTED]

 Front View of Subject - Lakeside Plaza Shopping Center (former Wal-Mart store)

[LOGO]


                               [GRAPHIC OMITTED]

           View of shops on outlot to Lakeside Plaza Shopping Center


                               [GRAPHIC OMITTED]

                  Rear view of Lakeside Plaza Shopping Center

[LOGO]


                               [GRAPHIC OMITTED]

                Front View of Subject - Lakeside Square Shopping
                          Center (former Winn Dixie store)


                               [GRAPHIC OMITTED]

            Front View of Subject - Lakeside Square Shopping Center

[LOGO]


                               [GRAPHIC OMITTED]

             Side View of Subject - Lakeside Square Shopping Center


                               [GRAPHIC OMITTED]

             Rear View of Subject - Lakeside Square Shopping Center

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]


                                Market Study of:

                                  SOUTH SQUARE
                                 SHOPPING CENTER

                                1730 Airport Road
                   Lancaster, Lancaster County, South Carolina




                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                  May 13, 1997

                  [Letterhead of O. MARSHALL DODDS CO., INC.]


                                  May 14, 1997


Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:      Market Study
         South Square Shopping Center
         1730 Airport Road
         Lancaster, Lancaster County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 13,1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 44,350 square feet of leaseable area. The center was constructed in 1992 and the anchor tenants are Food Lion and Revco. The subject property is currently 100 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                              Respectfully submitted,

                              O. MARSHALL DODDS COMPANY, INC.


                              /s/ O. Marshall Dodds
                              -------------------------------
                              O. Marshall Dodds, MAI
                              State Certified General
                              Real Estate Appraiser (CG-356)

OMD:mm

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Lancaster is the county seat of Lancaster County and is located in the north central region of South Carolina. The city is served by US Highways #521, #21 and #601 and SC Highways #903, #9 and #200. I-77 is located 18 miles to the south in Great Falls. Charlotte is located approximately 39 miles to the north and Columbia is located 55 miles to the south. The population of Lancaster County in 1995 (most recent) was 56,000 and 10,000 for the City of Lancaster. The fastest growing segments of the population are those over the age of 65 and the middle adult groups. The average per capita income for Lancaster County was $15,583 in 1993 (most recent). Manufacturing continues to be the dominant occupation, although the last ten years have seen substantial declines in both durable and nondurable goods manufacturing. The unemployment rate for Lancaster County as of March, 1997 was 5.4% which fell from 6.5% in February of 1997. South Carolina had an unemployment rate of 5.3%in March.

Neighborhood and Site

The subject neighborhood is located in the southern portion of the Lancaster. The major traffic arteries running through the neighborhood are Airport Road which is also SC Highway #914 and Great Falls Road which is SC Highway #200. Several single family dwellings are located in the subject neighborhood as well as multi-family properties. Subdivisions in the area include Santarosa, Starmount Acres and Erwinwood Acres. South Middle School and Brooklyn Springs Elementary are located to the north of the subject off SC Highway #200. The Lancaster Country Club is located to the south of the subject on SC Highway #914. Other commercial uses include a Piggly Wiggly anchored shopping center, an Amoco convenience market/self-service gasoline station, an Exxon and The Beverage Warehouse. Commercial properties are concentrated on the major thoroughfares with residential properties being located off of these thoroughfares. The intersection of SC Highway #914 and SC Highway #200 is more or less the middle of the subject neighborhood.

Physical features are as follows:

1.  Size                            6.277 acres or 273,426 square feet

2.  Identity                        1730 Airport Road
                                    TMS # 86E-B-14 and # 86E-15

3.  Shape                           irregular

4.  Topography                      generally level

5.  Accessibility                   good from either direction

6.  Utilities                       municipal

Physical Description

Building features are as follows:

1.  Size (net)                      44,350 square feet

2.  Layout & Design                 1 story-food store, drug store and four
                                    shops

3.  Parking Spaces                  220
                                    4.97 per 1,000 square feet of net area

4.  Construction                    brick and glass front with concrete block on
                                    side and rear and metal seamed roof

Market Position and Marketability Conclusions

The Lancaster area contains approximately seven retail structures. The North Park Square and Westgate Shopping Center are two older centers that were built in the 1960's. The majority of the tenants have moved out. The Westgate Shopping Center contains a total of 76,000 square feet with Crown Cinemas as its only tenant. Food Lion was formerly the anchor in the North Park Square but has vacated their store and the locals vacated shortly after. The Lancaster Shopping Center measures 29,047 square feet and is located at 403-411 Meeting Street in close proximity to downtown Lancaster. It was built in 1963 and expanded in 1987. The rental rate range is from $5.25 to $7.75 per square foot. Tenants include Harris Teeter, Garris Jewelry and Mobley Drugs. The Lancer Center is also located in Lancaster. It contains 171,396 square feet and is located on Highway #9 By-Pass. This is a community type center that first opened in 1987 and was expanded in 1993. This center is currently 100 percent occupied with such tenants as Wal-Mart, Bi-Lo, Revco and Cato Fashions and a rental rate range of $6.75 to $9.50 per square foot. The Lancaster Square is located on North Main Street in a heavily traveled area of Lancaster near SC Highway #9. It was constructed in 1972 and expanded to include Belk and JC Penney stores for a total of 90,000 square feet. Recently, Winn Dixie relocated to a center across the street and Food Lion has occupied the space. This center is currently 100 percent occupied with a rental rate range of $8.00 to $10.00. The Lancaster Plaza contains 77,400 square feet and was constructed in 1971. Bi-Lo and Revco Drugs are the anchor tenants and this center is located in a heavily traveled area of Lancaster on US Highway #9. Rental rates range from $3.50 to $5.75 per square foot and as of the date of this study, this center was 100 percent occupied. No new properties are under construction or planned for this area at this time.

The subject property is in the middle of the neighborhood in the southern portion of Lancaster. The location of subject is convenient to the single family and multi-family dwellings that are located throughout the neighborhood. SC Highways #200 and #914 are the major traffic arteries running through the area.

The subject property has five shops with rental rates ranging from $7.50 to $9.00 per square foot. These are thought to be reasonable rental rates for the neighborhood because this center is the newest in Lancaster and has maintained a high occupancy rate.

The rental rate for the Food Lion is $7.15 per square foot while the Revco Drug Store pays $7.75 per square foot. Overage rentals are not being received from any of these tenants at this time.

The subject property is presently operating at a high occupancy rate. The location of subject is strategic within the neighborhood and convenient to the shoppers throughout the neighborhood.

Trends

The subject property is located in the southern section of Lancaster. The neighborhood is continuing to develop and contains several single family and multi-family dwellings. Commercial developments are located along the major traffic arteries.

The demand and desirability for the neighborhood has been good. All trends are favorable at this time and expected to continue.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

====================================================================================================================================

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                          SUBJECT                COMPARABLE 1                 COMPARABLE 2
                                          -------                ------------                 ------------
1.  Identification

    a.  Name                      South Square SHC               Lancaster SHC                Lancer Center
                                  -------------------------      ----------------------       ------------------------
    b. Street                     1730 Airport Road              403-411 Meeting St.          Highway #9 Bypass
                                  -------------------------      ----------------------       ------------------------
    c. City                       Lancaster, SC                  Lancaster, SC                Lancaster, SC
                                  -------------------------      ----------------------       ------------------------
    d. Distance from subject      N/A                            3 miles                      5 miles
                                  -------------------------      ----------------------       ------------------------
    e. Contact                    Edens & Avant, Inc.            IRT Property Co.             Wyatt Development
                                  -------------------------      ----------------------       ------------------------
    f. Phone                      (803) 779-4420                 (770) 955-4406               (803) 649-3975
                                  -------------------------      ----------------------       ------------------------
2.  Attributes

    a. Year built                 1992                           1963                         1987, Expanded in 1993
                                  -------------------------      ----------------------       ------------------------
    b. Net sq. Ft.                44,350                         29,047                       171,396
                                  -------------------------      ----------------------       ------------------------
    c. # building                 1                              1                            1
                                  -------------------------      ----------------------       ------------------------
    d. #stories                   1                              1                            1
                                  -------------------------      ----------------------       ------------------------
    e. Avg. Floor plate size
        (sq. Ft.), if office      N/A                            N/A                          N/A
                                  -------------------------      ----------------------       ------------------------
    f. # elevators                N/A                            N/A                          N/A
                                  -------------------------      ----------------------       ------------------------
    g. Parking                    Adequate                       Adequate                     Adequate
                                  -------------------------      ----------------------       ------------------------
    h. Construction Type          Brick/Concrete Block           Brick/Concrete Block         Brick/Concrete Block
                                  -------------------------      ----------------------       ------------------------
    I. Vacancy %                  0%                             0%                           0%
                                  -------------------------      ----------------------       ------------------------

    j. Anchors, if Retail         Food Lion, Revco               Harris Teeter                Wal-Mart, Bi-Lo, Revco
                                  -------------------------      ----------------------       ------------------------

Comments:         All of the comparables are located in Lancaster, South
                  Carolina and are all experiencing 100 percent occupancy rates at this time. Subject is the newest center in this market area.

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                 COMPARABLE 3             COMPARABLE 4
                                 ------------             ------------

1.  Identification

    a.  Name                     Lancaster Square         Lancaster Plaza
                                 ----------------------   ----------------------
    b. Street                    North Main Street        Highway #9 Bypass
                                 ----------------------   ----------------------
    c. City                      Lancaster, SC            Lancaster, SC
                                 ----------------------   ----------------------
    d. Distance from subject     51/2miles                6 miles
                                 ----------------------   ----------------------
    e. Contact                   Development Assoc.       IRT Property Co.
                                 ----------------------   ----------------------
    f. Phone                     N/A                      (770) 955-4406
                                 ----------------------   ----------------------
2.  Attributes

    a. Year built                1972                     1971
                                 ----------------------   ----------------------
    b. Net sq. Ft.               90,000                   77,400
                                 ----------------------   ----------------------
    c. # building                1                        1
                                 ----------------------   ----------------------
    d. #stories                  1                        1
                                 ----------------------   ----------------------
    e. Avg. Floor plate size
        (sq. Ft.), if office     N/A                      N/A
                                 ----------------------   ----------------------
    f. # elevators               N/A                      N/A
                                 ----------------------   ----------------------
    g. Parking                   Adequate                 Adequate
                                 ----------------------   ----------------------
    h. Construction Type         Brick/Concrete Block     Brick/Concrete Block
                                 ----------------------   ----------------------
    I. Vacancy %                 0%                       0%
                                 ----------------------   ----------------------
                                 Food Lion, Belk,
    j. Anchors, if Retail        JC Penney, Eckerd        Bi-Lo, Revco
                                 ----------------------   ----------------------

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

====================================================================================================================================

B.  RENTAL INFORMATION

                                        SUBJECT              COMPARABLE 1                COMPARABLE 2
                                        -------              ------------                ------------
1.  Asking Rental Rate

    a.  Anchor Space             N/A                         N/A                         N/A
                                 -----------------------     ------------------------    ----------------------
    b.  Shop Space               $7.50 - $9.00               $5.25 - $7.75               $6.75 - $9.50
                                 -----------------------     ------------------------    ----------------------
2.  Lease Type (Gross/Net)       Triple Net                  Triple Net                  Triple Net
                                 -----------------------     ------------------------    ----------------------
3.  Rent Concessions             None                        None                        None
                                 -----------------------     ------------------------    ----------------------
4.  Effective Rent               $7.50 - $9.00               $5.25 - $7.75               $6.75 - $9.50
                                 -----------------------     ------------------------    ----------------------
5.  TI Allowance                 None                        None                        None
                                 -----------------------     ------------------------    ----------------------
6.  Expense Stop                 None                        None                        None
                                 -----------------------     ------------------------    ----------------------
7.  Length of Lease Term         3 - 5 years (shops)         3 - 5 years (shops)         3 - 5 years (shops)
                                 -----------------------     ------------------------    ----------------------
8.  Commissions                  5.00% - 7.00%               5.00% to 7.00%              5.00% - 7.00%
                                 -----------------------     ------------------------    ----------------------
9.  Percentage Rent
     (per lease terms)           None                        None                        None
                                 -----------------------     ------------------------    ----------------------
10. Historical Annual
     Absorption/sq.ft.           N/A                         N/A                         N/A
                                 -----------------------     ------------------------    ----------------------
11. Annual Operating Expense
psf (Including taxes)
                                 N/A                         N/A                         N/A
                                 -----------------------     ------------------------    ----------------------

C.  RANK RELATIVE
    TO SUBJECT

    (inferior,similar,
     superior)                   N/A                         Inferior                    Superior

                                 -----------------------     ------------------------    ----------------------

D. EXPLAIN RANKING/COMMENTS:  Comparables #2 and #3 are ranked superior to subject because they are located in a more heavily traveled area of Lancaster and are larger centers than subject. Comparables #1 and #4 are ranked inferior to subject because they are significantly older centers and Comparable #1 is smaller than subject.


                                 COMPARABLE 3              COMPARABLE 4
                                 ------------              ------------

1.  Asking Rental Rate

    a.  Anchor Space             N/A                       N/A
                                 ----------------------    ---------------------
    b.  Shop Space               $8.00 - $10.00            $3.50 - $5.75
                                 ----------------------    ---------------------
2.  Lease Type (Gross/Net)       Triple Net                Triple Net
                                 ----------------------    ---------------------
3.  Rent Concessions             None                      None
                                 ----------------------    ---------------------
4.  Effective Rent               $8.00 - $10.00            $3.50 - $5.75
                                 ----------------------    ---------------------
5.  TI Allowance                 None                      None
                                 ----------------------    ---------------------
6.  Expense Stop                 None                      None
                                 ----------------------    ---------------------
7.  Length of Lease Term         3 - 5 years (shops)       3 - 5 years (shops)
                                 ----------------------    ---------------------
8.  Commissions                  5.00% to 7.00%            5.00% to 7.00%
                                 ----------------------    ---------------------
9.  Percentage Rent
     (per lease terms)           None                      None
                                 ----------------------    ---------------------
10. Historical Annual
     Absorption/sq.ft.           N/A                       N/A
                                 ----------------------    ---------------------
11. Annual Operating Expense
psf (Including taxes)
                                 N/A                       N/A
                                 ----------------------    ---------------------

C.  RANK RELATIVE
    TO SUBJECT

    (inferior,similar,
     superior)                   Superior                  Inferior

                                 ----------------------    ---------------------

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================


                               [GRAPHIC OMITTED]


Name:                        Lancaster Shopping Center
Location:                    403-411 Meeting Street
                             Lancaster, SC
Year Built:                  1963, Expanded 1987
Total Size:                  29,047 SF
Vacant Space:                None
Vacancy Rate:                0%
Rental Range:                $5.25 - $7.75
Tenant Expenses:             Triple Net


Remarks: Harris Teeter is the major tenant. Located on Meeting Street which is in close proximity to the downtown area of Lancaster.

Comparable Rental No. 2
================================================================================


                               [GRAPHIC OMITTED]


Name:                         Lancer Center
Location:                     Highway #9 By-Pass
                              Lancaster, SC
Year Built:                   1987
Total Size:                   171,396 SF
Vacant Space:                 None
Vacancy Rate:                 0%
Rental Range:                 $6.75 - $9.50
Tenant Expenses:              Triple Net

Remarks: Major tenants are Wal-Mart, Bi-Lo and Revco. This center is located on a heavily traveled thoroughfare and has operated at a high occupancy rate.

Comparable Rental No. 3
================================================================================


                                [GRAPHIC OMITTED]


Name:                               Lancaster Square
Location:                           North Main Street
                                    Lancaster, SC
Year Built:                         1972
Total Size:                         90,000 SF
Vacant Space:                       None
Vacancy Rate:                       0%
Average Rental Rate:                $8.00 - $10.00
Tenant Expenses:                    Triple Net

Remarks:                            This center was constructed in 1972
                                    and when Winn Dixie vacated their store, Food Lion occupied the space. Belk and JC Penney's are also located in this center.

Comparable Rental No. 4
================================================================================


                               [GRAPHIC OMITTED]


Name:                         Lancaster Plaza
Location:                     Highway #9 By-Pass
                              Lancaster, SC
Year Built:                   1971
Total Size:                   77,400 SF
Vacant Space:                 None
Vacancy Rate:                 0%
Average Rental Rate:          $3.50 - $5.75
Tenant Expenses:              Triple Net

Remarks: This center was constructed in 1971. Bi-Lo and Revco are the major tenants.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

====================================================================================================================================

II.  SALES COMPARABLES

                                         SUBJECT             COMPARABLE 1                COMPARABLE 2
                                         -------             ------------                ------------

1.   Identification

     a. Name                     South Square SHC            St. Andrews Crossing        Eastage Shopping Center
                                 ------------------------    ------------------------    --------------------------
     b. Street Address                                                                   NWC Whiskey Rd. &
                                 1730 Airport Road           817 St. Andrews Road        Eastgate Dr.
                                 ------------------------    ------------------------    --------------------------
     c. City                     Lancaster, SC               Columbia, SC                Aiken, SC
                                 ------------------------    ------------------------    --------------------------
     d. Distance from Subject    N/A                         61 miles                    112 miles
                                 ------------------------    ------------------------    --------------------------
2.  Attributes

     a. Year Built               1992                        1994                        1995
                                 ------------------------    ------------------------    --------------------------
     b. Net sq. feet             44,350                      66,910 SF                   75,716 SF
                                 ------------------------    ------------------------    --------------------------
     c. # Buildings              1                           1                           1
                                 ------------------------    ------------------------    --------------------------
     d. # of Stories             1                           1                           1
                                 ------------------------    ------------------------    --------------------------
     e. Vacancy %                0%                          0%                          7.21%
                                 ------------------------    ------------------------    --------------------------
3.  Sales Information

     a. Sales Price              N/A                         $6,550,000                  $6,675,000
                                 ------------------------    ------------------------    --------------------------
     b. Sales Price PSF          N/A                         $97.89                      $88.16
                                 ------------------------    ------------------------    --------------------------
     c. Cap. Rate                N/A                         9.69%                       9.86%
                                 ------------------------    ------------------------    --------------------------
     d. Date                     N/A                         05-25-94                    09-28-95
                                 ------------------------    ------------------------    --------------------------
     e. NOI at time of Sale      N/A                         $634,797                    $782,704
                                 ------------------------    ------------------------    --------------------------
4.  Rank Relative to Subject
    (inferior, similar,
      superior)                  N/A                         Superior                    Superior
                                 ------------------------    ------------------------    --------------------------

Explain Ranking/Comments: Comparables #1, #2 and #4 are ranked superior to subject. The reason for this is because of the location of these comparables being superior to subject. Also, these comparables are newer than subject. Comparable # 3 is located in a commercial area that is approximately the same size as subject and is similar.


                                  COMPARABLE 3              COMPARABLE 4
                                  ------------              ------------

1.   Identification

     a. Name                      One Norman Center         Paw Creek Commons
                                  -----------------------   --------------------
     b. Street Address            19706 One Norman Blvd.    E/S Little Rock Road
                                                            at Freedom Drive
                                  -----------------------   --------------------
     c. City                      Cornelius, NC             Charlotte, NC
                                  -----------------------   --------------------
     d. Distance from Subject     45 miles                  38 miles
                                  -----------------------   --------------------
2.  Attributes

     a. Year Built                1993                      1996
                                  -----------------------   --------------------
     b. Net sq. feet              54,185 SF                 66,050 SF
                                  -----------------------   --------------------
     c. # Buildings               1                         1
                                  -----------------------   --------------------
     d. # of Stories              1                         1
                                  -----------------------   --------------------
     e. Vacancy %                 6.98%                     2.73%
                                  -----------------------   --------------------
3.  Sales Information

     a. Sales Price               $4,650,000                $5,384,000
                                  -----------------------   --------------------
     b. Sales Price PSF           $85.82                    $77.52
                                  -----------------------   --------------------
     c. Cap. Rate                 9.68%                     9.61%
                                  -----------------------   --------------------
     d. Date                      10-12-95                  03-25-97
                                  -----------------------   --------------------
     e. NOI at time of Sale       $474,591                  $517,412
                                  -----------------------   --------------------
4.  Rank Relative to Subject
    (inferior, similar,
      superior)                   Similar                   Superior
                                  -----------------------   --------------------

COMPARABLE SHOPPING CENTER SALES

Comparable Sale No. 1
================================================================================


                                [GRAPHIC OMITTED]


TMS                       6012 -1 -1
NAME                      St. Andrews Crossing
LOCATION                  St. Andrews Road and I-26, Columbia, SC
GRANTOR                   Hayley-Redd, L.P.
GRANTEE                   F.A.C. Properties
DEED REFERENCE            Book 1199, Page 331
DATE                      May 25, 1994
SALES PRICE               $6,550,000
ADJUSTED SALES PRICE      $6,550,000
SIZE BUILDING             66,910
SALES PRICE PER S.F.      $97.89
SIZE LAND (ACRES)         8.08
SIZE LAND (S.F.)          351,965
YEAR BUILT                1994
LAND/BUILDING RATIO       5.26 To 1
UTILITIES                 All available
VERIFICATION              Deed
ZONING                    Commercial
FINANCING                 Market
EFFECTIVE GROSS INCOME    $686,905
EGIM                      9.54
NET OPERATING INCOME      $634,797
OVERALL RATE              9.69%
VERIFICATION              Public Records
TYPE OF PURCHASER         Private Investor
COMMENTS                  This was an arms length sale. This neighborhood
                          shopping center is anchored by Kroger and is located in a good commercial area with good accessibility and fair exposure. The construction is brick veneer and concrete block.

(503)

Comparable Sale No. 2
================================================================================


                                [GRAPHIC OMITTED]


NAME                      Eastgate Shopping Center
LOCATION                  Northwest Corner of Whiskey Road and Eastgate Drive,
                          Aiken, SC
GRANTOR                   PDG Aiken Partners, LP
GRANTEE                   Southeast U.S. Retail, LP
DATE                      Sep 28, 1995
SALES PRICE               $6,675,000
SIZE BUILDING             75,716
SALES PRICE PER S.F.      $88.16
SIZE LAND (ACRES)         8.79
SIZE LAND (S.F.)          382,892
YEAR BUILT                1995
LAND/BUILDING RATIO       5.06 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $782,704
EFFECTIVE GROSS INCOME    $782,704
GROSS INCOME MULTIPLE     8.53
EGIM                      8.53
NET OPERATING INCOME      $657,896
OVERALL RATE              9.86%
TYPE OF PURCHASER         Private Investor
COMMENTS                  Part of a portfolio of Publix anchored shopping
                          centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

(643)

Comparable Sale No. 3
================================================================================


                                [GRAPHIC OMITTED]


NAME                      One Norman Center
LOCATION                  19706 One Norman Boulevard, Cornelius, Mecklenburg
                          County, NC
GRANTOR                   One Norman Center, LP
GRANTEE                   Lucky Realty
DEED REFERENCE            Book 8325, Page 721
DATE                      Oct 12, 1995
SALES PRICE               $4,650,000
SIZE BUILDING             54,185
SALES PRICE PER S.F.      $85.82
SIZE LAND (ACRES)         5.69
SIZE LAND (S.F.)          247,856
YEAR BUILT                1993
LAND/BUILDING RATIO       4.57 To 1
UTILITIES                 All Public
VERIFICATION              Public Records
ZONING                    CUB-2
FINANCING                 Cash to Seller
GROSS POTENTIAL INCOME    $474,591
EFFECTIVE GROSS INCOME    $474,591
GROSS INCOME MULTIPLE     9.80
EGIM                      9.80
NET OPERATING INCOME      $450,188
OVERALL RATE              9.68%
TYPE OF PURCHASER         Private Investor
COMMENTS                  This is a neighborhood center with Bi-Lo as the major
                          tenant (42,680 SF). Locals include Blockbuster Video,
                          El Cancun Restaurant, Papa John's Pizza, Baskin
                          Robbins. The rent for Bi-Lo is $8.25 per square foot;
                          local shops range from $10.50 to $13.00 per square foot. Triple net lease.

(716)

Comparable Sale No. 4
================================================================================


                                [GRAPHIC OMITTED]


TMS                       59 -231 -22 ,23 pt.
NAME                      Paw Creek Commons
LOCATION                  East side of Little Rock Road at Freedom Drive,
                          Charlotte, NC
GRANTOR                   Paw Creek, LLC
GRANTEE                   Frastacky and Associates
DATE                      Mar 25, 1997
SALES PRICE               $5,120,000
ADJUSTED SALES PRICE      $5,384,000
SIZE BUILDING             66,050
SALES PRICE PER S.F.      $77.52
SIZE LAND (ACRES)         9.82
SIZE LAND (S.F.)          427,759
YEAR BUILT                1996
LAND/BUILDING RATIO       6.48 To 1
UTILITIES                 Municipal
VERIFICATION              Public Records
ZONING                    CC, Commercial Center
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $568,840
EFFECTIVE GROSS INCOME    $552,054
GROSS INCOME MULTIPLE     9.00
EGIM                      9.27
NET OPERATING INCOME      $517,412
OVERALL RATE              9.61%
TYPE OF PURCHASER         Private Investor
COMMENTS                  The overall rate of 10.10 percent has been adjusted
                          down by 50 basis points since the sales contract is pre-construction. The major tenants are Winn Dixie and Revco. Blockbuster occupies a store containing
                          5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot.
                          Anchor income is 79.41 percent of gross income.

(793)

ADDENDA

       Lancaster County Demographics
       Comparables Rental Map
       Comparables Sales Map
       Building Layout
       Rent Roll
       Photographs of Subject

USA COUNTIES 1996
Geographic Area: Lancaster, SC (45057)
Table: GENERAL PROFILE
--------------------------------------------------------------------------------
POPULATION AND HOUSING (Bureau of the Census) Total resident population:
    1995 .....................................................        56,325
      Percent 65 years and over ..............................          12.3
    1990 .....................................................        54,516
    1980 .....................................................        53,361
  Occupied housing units, 1990 ...............................        19,778
    Percent owner occupied ...................................          74.8
BIRTHS AND DEATHS (National Center for Health Statistics)
  Births, 1993 ...............................................           775
    Per 1,000 resident population ............................          13.9
    Percent to mothers under 20 years of age .................          19.0
  Deaths, 1993 ...............................................           523
    Per 1,000 resident population ............................           9.4
  Infant deaths per 1,000 live births, 1993 ..................          12.9
EDUCATION (Bureau of the Census)
  Persons 25 years and over, 1990 ............................        34,417
    Percent high school graduates ............................          60.0
    Percent college graduates ................................           9.6
LABOR FORCE (Bureau of Labor Statistics)
  Civilian labor force, 1994 .................................        29,895
    Percent unemployed .......................................           7.7
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
  Total establishments, 1993 .................................         1,059
    Percent retail trade .....................................          30.1
    Percent services .........................................          33.0
  Paid employees, 1993 (pay period including March 12) .......        16,846
  Annual payroll, 1993 ($1,000) ..............................       323,305
PERSONAL INCOME (Bureau of Economic Analysis)
  Total personal income, 1993 ($1,000) .......................       867,176
    Per capita (dollars) .....................................        15,583
AGRICULTURE (Bureau of the Census)
  Number of farms, 1992 ......................................           444
    Land in farms as percent of total land ...................            17
RETAIL TRADE (Bureau of the Census)
  Retail sales, 1992 ($1,000) ................................       313,876
    Per capita (dollars) .....................................         5,684
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
  Number of offices, June 30, 1994 ...........................             8
    Total deposits ($1,000) ..................................       205,773
SOCIAL PROGRAMS (Social Security Administration)
  Total Social Security recipients, December 1993 ............         9,705
    Retired workers ..........................................         5,780
  Supplementary Security Income recipients, December 1994 ....         1,295
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
  Total direct expenditures or obligations per capita:
    1994 (dollars) ...........................................         2,692
    1990 (dollars) ...........................................         1,982
--------------------------------------------------------------------------------
(NA) Not available. (D) Avoid disclosure of confidential information.
(X) Not applicable. (S) Does not meet publication standards.
(Z)  Value > 0 but < half unit of measure shown.
 NOTE:  0 data may indicate geographic/data footnotes.

 Source:   U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

                                LANCASTER COUNTY
                                    OVERVIEW
                                 December, 1996

LOCATION                                POPULATION  (1995 estimate)
--------                                ----------
Region: North Central                   Lancaster County        56,000
County: Lancaster                       Municipalities:
County Seat: Lancaster                   Town of Heath Springs     945
                                         Town of Kershaw         1,879
                                          City of Lancaster     10,000
Miles to:
    Charlotte        39
    Columbia         55                 (2000 estimate)
    New York         664                ---------------
    Miami            702                 Lancaster County       59,000
    Atlanta          247
    San Francisco    2770               GOVERNMENT
                                        ----------
                                        Type City Government:
                                         Council
CLIMATE                                  Council Members: 7 (district election)
-------                                  Length of Terms: 4 years

Average Temperature
Annual      61.4                        Type County Government:
January     43.1                         Council/Administrator
July        79.1                         Council Members: 7 (district election)
Mean Temperature                         Length of Terms: 4 years
High        79.1
Low         43.1                        Emergency Medical Service:
Average Humidity                        Stations:                 4
1:00 a.m.    76.0                        Full-time personnel:     27
1:00 p.m.    49.4                        Part-time personnel:     27
7:00 a.m.    83.0                        *Convalescent (non-emergency) crew
7:00 p.m.    61.0                         on duty Mon.-Fri., 8:00 a.m.- 5:00 pm.
                                         *Paramedic on every call
Mean Yearly Precipitation 43.2"
Heat Degree Days 3,342 hours            Fire Department:
Cool Degree Days 1,546 hours             Full-time Personnel       22
                                         Volunteer Personnel       20
TRANSPORTATION                           Fire Insurance Rating      4
--------------                          Volunteer Fire Depts:      19

Highways Serving the Area:
U.S.: U.S. 521, U.S. 21, U.S. 601       City Police Department:
S.C.: S.C. 9, S.C. 903, S.C. 200         Employees                 46
1-77 South: 18 miles (Great Falls)       Equipped Cars             21
1-77 North: 23 miles (Rock Hill)

                                        County Sheriff's Department:
                                         Employees                 77
                                         Equipped Cars             44

Per Capita Income
-----------------
$15,583 - Lancaster County, 1993
$16,861 - South Carolina, 1993
Source: 1995 S.C. Statistical Abstract
Median household E.B.l.*
------------------------
$27,569 - Lancaster County, 1995
$28,022 - South Carolina, 1995

Households by E.B.I.: *
-----------------------
25.9%     $20,000-$34,999
19.7%     $35,000-$49,999
18.5%     $50,000 and over
*After tax figure-Effective Buying Income
Source: 1996 Sales and Marketing
 Management

 Third quarter, 1995 ACCRA Cost of Living
Index showed Lancaster County living costs for mid-management family lowest among 35 areas in Ga., N.C. and S.C. participating in Survey. Nationwide, of 322 communities, Lancaster was sixth lowest.
Copy of Survey available at Chamber office.

Labor Force: (DEC. 1996)
------------
Lancaster County:             27,730
Non-Manufacturing Emp.:       11,820
Manufacturing Emp.:            6,760
Unemployment Rate:               5.1%
Sector Employment (1995)*:
--------------------------
Construction                     4.3%
Manufacturing                   38.2%
Transportation/Public Util.      2.3%
Wholesale/Retail Trade          22.4%
Financial/Ins./Real Estate       4.4%
Government                      12.9%
Service                         15.5%
Source: S.C.Employment Security Commission

FINANCIAL INSTITUTIONS
----------------------
Number of Banks: 5
BB&T - 283-9936
Bank of Heath Springs - 273-2016
First Citizens Bank - 285-7431
First Palmetto Savings Bank - 285-6978
Wachovia Bank - 286-3321

Number of Credit Unions: 2
Bowater Carolina Fed. Credit Union - 285-2001
Founders Federal Credit Union - 283-5900

    TAXES
    -----
    Property Taxes - Mills - 1996:
    City       County       School*   TOTAL
    ----       ------       -------
    140.4    (65 + 170.5)             235.5
*first $100,000 of residential property value exempted from school taxes
    Assessment
    Ratio:       City         County
    Residential   4%            4%
    Agriculture   4%            4%
    Other Prop.   6%            6%

    Industrial   10.5%         10.5%
    Personal     10.5%         10.5%
    Public Util.  9.5%          9.5%
    Trans.        9.5%          9.5%

         STATE TAXES
         -----------
    Corporate Income      5%
    Retail Sales          6%
    Intangibles          N/A
    Individual Income    Min: 2% - Max. 7%

    SCHOOLS
    -------
    District Serving Area:  LANCASTER
    Number of Public Schools:
    Elementary: 10
    Middle: 4
    Secondary: 4
    Lancaster County Vocational School

    Number of Pupils: 10,870
    Number of Teachers: 741

    Colleges, Universities, Technical Schools, and other schools serving the area:
    University of South Carolina Lancaster
    University of South Carolina (Columbia)
    Wingate College (Monroe, N.C.)
    Winthrop University (Rock Hill)
    York Technical College (Rock Hill)

    CHURCHES
    --------
    Protestant: 100+
    Catholic: 1
    Ind./Non-denominational: 10

                                [GRAPHIC OMITTED]


                             COMPARABLE RENTALS MAP

                                [GRAPHIC OMITTED]


                              COMPARABLE SALES MAP

                                   SITE PLAN


                                [GRAPHIC OMITTED]


                          SOUTH SQUARE SHOPPING CENTER

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 140

Property:  SOUTH SQUARE SHOPPING CENTER
           1730 AIRPORT ROAD
           LANCASTER, SC 29720-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
DOUBLE EIGHT CHINESE
F/K/A CHINA 88                    676-    10         1,200   11/21/94   11/30/04        0.00                      0.00
                                                                                        0.00                      0.00
                                                                                        7.00       12/01/94   8,400.00
                                                                                        7.50       12/01/96   9,000.00
                                                                                        8.00       12/01/97   9,600.00
                                                                                        9.60       12/01/99  11,520.00
-------------------------------------------------------------------------------------------------------------------------
SUBWAY REAL ESTATE CORP.          676-    20         1,200   12/01/92   11/30/97        0.00                       0.00
                                                                                        0.00                       0.00
                                                                                        8.00      01/01/93     9,600.00
                                                                                        0.00                       0.00
                                                                                        8.50      12/01/95    10,200.00
                                                                                        9.00      12/01/96    10,800.00
-------------------------------------------------------------------------------------------------------------------------
FOOD LION #1209                   676-    30        29,000   12/02/92   12/01/17        0.00                       0.00
                                                                                        7.15      01/01/93   207,350.04
                                                                                        0.00                       0.00
                                                                                        0.00                       0.00
-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY             REIMBURSEMENTS                        RENEWAL OPTIONS            PERCENT RENT
                                  Tax   Base    Ins    Base    CAM   Base                          per        Pcnt of  Amount   Nat
Tenant Name                      Recov  Year   Recov   Year   Recov  Year     Begin       End     SF/YR  Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
DOUBLE EIGHT CHINESE              Full   0      Full    0      Full   0    12/01/04   11/30/09     0.00       0.00      0
F/K/A CHINA 88                                                                                     0.00       0.00      0
                                                                                                   0.00       0.00      0
                                                                                                   0.00       0.00      0
                                                                                                   0.00       0.00      0
                                                                                                   0.00       0.00      0
------------------------------------------------------------------------------------------------------------------------------------
SUBWAY REAL ESTATE CORP.          Full   0      Full      0    Full   0    12/01/95   11/30/97     8.50       0.00      0
                                                                           12/01/97   11/30/00     0.00       0.00      0
                                                                           12/01/00   11/30/03     0.00       0.00      0
                                                                                                   0.00       0.00
                                                                                                   0.00       0.00      0
                                                                                                   0.00       0.00      0
------------------------------------------------------------------------------------------------------------------------------------
FOOD LION #1209                   Full   0      PRS    1993    Fixed  0    12/02/18   12/01/23     7.15       0.00      0
                                                                           12/02/23   12/01/28     7.15       0.00      0
                                                                           12/02/28   12/01/33     7.15       0.00      0
                                                                           12/02/33   12/01/38     7.15       0.00      0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 141

Property:  SOUTH SQUARE SHOPPING CENTER
           1730 AIRPORT ROAD
           LANCASTER, SC 29720-000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
REVCO #2476                       676-40  8,450              10/25/92   10/31/02        7.25       11/01/92  65,487.48
-------------------------------------------------------------------------------------------------------------------------
ENERGY VIDEO                      676-50  3,000              12/01/92   11/30/97        7.25       12/01/92  23,250.00
DOUG CRENSHAW
                                                                                        8.25       12/01/95  24,750.00

                                                                                        8.75       12/01/96  26,250.00
-------------------------------------------------------------------------------------------------------------------------
TONY'S PIZZA                      676-60  1,500              04/01/93   03/31/98        8.50       04/01/93  12,750.00
-------------------------------------------------------------------------------------------------------------------------
WACHOVIA BANK OF SC               676-70      0              02/01/97   01/31/00        0.00       03/01/97   7,200.00
WACHOVIA BANK OF SC, N.A.
                                                                                        0.00                      0.00


------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY             REIMBURSEMENTS                        RENEWAL OPTIONS            PERCENT RENT
                                  Tax   Base    Ins    Base    CAM   Base                          per        Pcnt of  Amount   Nat
Tenant Name                      Recov  Year   Recov   Year   Recov  Year     Begin       End     SF/YR  Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
REVCO #2476                       Full   0      Full    0      Full   0    11/01/02   10/31/07     0.00       0.00      0
------------------------------------------------------------------------------------------------------------------------------------
ENERGY VIDEO                      Full   0      Full    0      Full   0                            0.00       0.00      0
DOUG CRENSHAW
                                                                                                   0.00       0.00      0

                                                                                                   0.00       0.00      0
------------------------------------------------------------------------------------------------------------------------------------
TONY'S PIZZA                      Full   0      Full    0      Full   0                            0.00       0.00      0
------------------------------------------------------------------------------------------------------------------------------------
WACHOVIA BANK OF SC
WACHOVIA BANK OF SC, N.A          None   0      None    0      None   0    02/01/00   01/31/03     0.00       0.00      0

                                                                           02/01/03   01/31/06     0.00       0.00      0
------------------------------------------------------------------------------------------------------------------------------------
      Square Feet:      Occupied..    44,350                  Current Annual Base Rent      338,837.52
                        Available.         0
                        Total...      44,350

PHOTOGRAPHS OF SUBJECT PROPERTY
-------------------------------


                                [GRAPHIC OMITTED]


Airport Road - Facing Northwest


                                [GRAPHIC OMITTED]


Airport Road - Facing Southeast

                                [GRAPHIC OMITTED]


View of Entrance to Subject Property from Airport Road


                                [GRAPHIC OMITTED]


View of Entrance to Subject Property from Barton Road

                                [GRAPHIC OMITTED]


Front View of Subject Property


                                [GRAPHIC OMITTED]


Front View of Subject Property

                                [GRAPHIC OMITTED]


Side View of Subject Property


                                [GRAPHIC OMITTED]


Rear View of Subject Property

                                [GRAPHIC OMITTED]


Rear View of Subject Property

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                Market Study of:

                                  CLOVER PLAZA
                                 SHOPPING CENTER

                                 809 Bethel Road
                       Clover, York County, South Carolina


                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                  May 13, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]

                                  May 14, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:   Market Study
      Clover Plaza
      809 Bethel Road
      Clover, York County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 13,1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 45,575 square feet of leaseable area. The center was constructed in 1990 and the anchor tenants are Food Lion and Revco. The subject property is currently 97.86 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                             Respectfully submitted,

                             O. MARSHALL DODDS COMPANY, INC.


                             /s/ O. Marshall Dodds
                             ------------------------------
                             O. Marshall Dodds, MAI
                             State Certified General
                             Real Estate Appraiser (CG-356)

OMD:mm

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Clover is located in York County which is located in the north central portion of the state. The town is served by US Highway #321 and SC Highway #55. Two interstate highways are located nearby, with I-85 being 13 miles to the north and I-77 being located 20 miles to the east. York is located ten miles to the south; Gastonia is located 12 miles to the north; Charlotte is located 28 miles to the northeast; and Rock Hill is located 21 miles to the southeast. The unemployment rate for York County as of March, 1997 was 5.0% and South Carolina had an unemployment rate of 5.5%. The population of York County in 1995 (most recent) was 143,825 and 10.8 percent of the population were over 65 years of age. The average per capita income was $18,617 in 1993 (most recent). Retail sales in the county totaled $896 million for 1992.

Neighborhood and Site

The subject neighborhood is located in the eastern portion of the Town of Clover. The subject site and adjacent properties were annexed into the Town of Clover around the time of construction of the subject. The major traffic artery running through the neighborhood is Bethel Street, which is also SC Highway #55. This is the major thoroughfare which connects the Town of Clover with Rock Hill via SC Highway #274. Several single family dwellings are located in the subject neighborhood. Multi-family properties in the area include the Yorktown Apartments and Stonegate Apartments (to the rear of subject). Commercial uses include Killian's Service Center, which is located across the street from subject, Clover Chevrolet-Geo, McLean's Garage, Charleston Family Seafood, and Nicol's Amoco convenience market/self-service gasoline station. The Clover School District Administrative Building, Clover High School and Clover Junior High are relatively new facilities that are located one mile from subject. Commercial properties are concentrated on the major thoroughfares with residential properties being located off of these thoroughfares. The intersection of Main Street and Bethel Street is more or less the middle of the downtown area of Clover. There is a shopping center located on the west side of South Main Street, approximately one block from the intersection with Bethel Street. Tenants in this center are Community Cash, Rite Aid Drugs and Family Dollar. There are also several convenience markets, such as Fast Fare, located along Main Street, as well as Hardee's and several privately owned restaurants.

Physical features are as follows:

1.  Size                     6.31 acres or 274,864 square feet
2.  Identity                 809 Bethel Road
                             TMS #10-3-8-22
3.  Shape                    irregular
4.  Topography               generally level, below street grade to the rear of
                             site
5.  Accessibility            good from either direction
6.  Utilities                municipal

Physical Description

Building features are as follows:

1.  Size (net)               45,575 square feet
2.  Layout & Design          1 story-food store, drug store and  six shops
3.  Parking Spaces           263
                             5.77 per 1,000 square feet of net area
4.  Construction             brick and glass front with concrete block on side
                             and rear and metal seamed roof

Market Position and Marketability Conclusions

The Town of Clover contains two retail structures. In addition to the subject, there is a shopping center located on the west side of South Main Street, approximately one block from the intersection with Bethel Street. Tenants in this center are Community Cash, Rite Aid Drugs and Family Dollar. It is, however, a much older center than subject and not considered comparable. No new properties are under construction or planned for this area at this time.

The City of York is located approximately ten miles to the south of Clover and is considered to be slightly larger. The York Village is located in York and contains 39,585 square feet. It was constructed in 1981 with Food Lion and Eckerd Drugs as the anchor tenants and three smaller shops. This center is currently 100 percent occupied. The rental range is from $4.00 to $7.00 per square foot. Another center, York Plaza, is located across Liberty Street from the York Village. This center was constructed in 1973 and expanded in 1992 to contain 70,100 square feet. The anchor tenants for this center are Bi-Lo and Revco. There are five smaller shops with such tenants as Radio Shack, Family Dollar and Advance Auto. The rental rate range for this center is $4.00 to $6.00. It is also 100 percent occupied as of the date of this study. There is currently one center planned in York at the intersection of US Highway #321 and SC Highway #161. It will contain a Winn Dixie Marketplace and local shops.

The City of Gastonia is located approximately 12 miles to the north of Clover and is considered larger than Clover. It is also in relatively close proximity to Charlotte, North Carolina. There are more than 20 shopping centers located in Gastonia with the most comparable to subject being included in this study. The Food Lion Plaza is located at the intersection of Neal Hawkins Road and Union Road. This center contains 60,000 square feet with Food Lion as the anchor tenant. There are also eleven smaller shops with a rental range of $8.00 to $11.00 per square foot. This center is currently 100 percent occupied. The Robinwood Crossing Shopping Center is also located in Gastonia adjacent to the Food Lion Plaza with Harris Teeter and Eckerd Drugs as major tenants. It was constructed in 1984 and expanded in 1992. There is one vacant store in this center that was previously occupied by Rakin Hardware. The size is 49,900 square feet with a rental rate range of $10.00 to $12.00 per square foot. The Union Hudson Crossing is a center that was constructed in 1992 and contains 61,000 square feet. Anchor tenants are Bi-Lo and Revco Drugs with a rental rate range of $8.50 to $11.00 per square foot for the seven shops. The Davis Park Center was constructed in 1992 and contains 42,680 square feet of space. The major tenant in this center is Bi-Lo with three smaller shops that have a rental rate range of $6.50 to $7.75 per square foot. This center is currently 100 percent occupied. The Diane 29 Shopping Center is located on US Highway #29/74 at Edgewood Road. It contains 29,000 square feet of leaseable area with Food Lion being the anchor tenant. It was built in 1992 and has a rental rate range of $8.00 to $11.50 per square foot.

The subject property is in the middle of the neighborhood in the Town of Clover. The location of subject is convenient to the single family and multi-family dwellings that are located throughout the neighborhood. SC Highway #55 is the major traffic artery running through the area.

Six shops in the subject property have rental rates ranging from $7.60 to $9.50 per square foot. These are thought to be reasonable rental rates for the neighborhood because this center is the newest in Clover and has maintained a relatively high occupancy rate.

The rental rate for the Food Lion is $5.46 per square foot while the Revco Drug Store pays $7.08 per square foot. Overage rentals are being received from both anchor tenants.

The subject property is presently operating at a high occupancy rate. The location of subject is strategic within the neighborhood and convenient to the shoppers throughout the neighborhood.

Trends

The subject property is located in the eastern section of the Town of Clover. The neighborhood is continuing to develop and contains several single family and multi-family dwellings. Commercial developments are located along the major traffic arteries.

The demand and desirability for the neighborhood has been good. All trends are favorable at this time and expected to continue.

                            PROPERTY INSPECTION FORM

                                   COMMERCIAL

================================================================================

I. COMPARABLE PROPERTIES
A  PROPERTY DESCRIPTION

                                    SUBJECT              COMPARABLE 1          COMPARABLE 2
1. Identification
   a.  Name                   Clover Plaza           York Village          York Plaza
                              --------------------   --------------------  --------------------

   b.  Street                 809 Bethel Road        Liberty Street        Liberty Street
                              --------------------   --------------------  --------------------
   c.  City                   Clover, SC             York, SC              York, SC
                              --------------------   --------------------  --------------------
   d.  Distance from subject  N/A                    10 miles              10  miles
                              --------------------   --------------------  --------------------
   e.  Contact                Edens & Avant, Inc.    McQueen Properties    Garrett & Garrett
                              --------------------   --------------------  --------------------
   f.  Phone                  (803) 779-4420         (704) 372-2768        (864) 862-3501
                              --------------------   --------------------  --------------------
2. Attributes
   a.  Year built             1990                   1981                  1973, Expanded 1992
                              --------------------   --------------------  --------------------
   b.  Net sq. Ft.            45,575                 39,585                70,100
                              --------------------   --------------------  --------------------
   c. # building              1                      1                     1
                              --------------------   --------------------  --------------------
   d. #stories                1                      1                     1
                              --------------------   --------------------  --------------------
   e. Avg. Floor plate size
        (sq. Ft.), if office  N/A                    N/A                   N/A
                              --------------------   --------------------  --------------------
   f. # elevators             N/A                    N/A                   N/A
                              --------------------   --------------------  --------------------
   g. Parking                 Adequate               Adequate              Adequate
                              --------------------   --------------------  --------------------
   h. Construction Type       Brick/Concrete Block   Brick/Concrete Block  Brick/Concrete Block
                              --------------------   --------------------  --------------------
   I.  Vacancy %              2.14%                  0%                    0%
                              --------------------   --------------------  --------------------
   j.  Anchors, if Retail     Food Lion, Revco       Food Lion, Eckerd     Bi-Lo, Revco
                              --------------------   --------------------  --------------------



                                   COMPARABLE 3          COMPARABLE 4
1. Identification
   a.  Name                    Davis Park Center     Robinwood Crossing
                               --------------------  ---------------------
                               W. Hudson Blvd at     Neal Hawkins at
   b.  Street                  Davis Park Road       Union Road
                               --------------------  ---------------------
   c.  City                    Gastonia, NC          Gastonia, NC
                               --------------------  ---------------------
   d.  Distance from subject   15 miles              15 miles
                               --------------------  ---------------------
   e.  Contact                 Hampton Dev. Co.
                               --------------------  ---------------------
   f.  Phone                   (803) 232-3210        (704) 375-1000
                               --------------------  ---------------------
2. Attributes
   a.  Year built              1993                  1984, Expanded 1992
                               --------------------  ---------------------
   b.  Net sq. Ft.             42,680                49,900
                               --------------------  ---------------------
   c. # building               1                     1
                               --------------------  ---------------------
   d. #stories                 1                     1
                               --------------------  ---------------------
   e. Avg. Floor plate size
        (sq. Ft.), if office   N/A                   N/A
                               --------------------  ---------------------
   f. # elevators              N/A                   N/A
                               --------------------  ---------------------
   g. Parking                  Adequate              Adequate
                               --------------------  ---------------------
   h. Construction Type        Brick/Concrete Block  Brick/Concrete Block
                               --------------------  ---------------------
   I.  Vacancy %               0%                    15%
                               --------------------  ---------------------
   j.  Anchors, if Retail      Bi-Lo                 Harris Teeter, Eckerd
                               --------------------  ---------------------


Comments:  Comparables #1 and #2 are located in York, South Carolina which is a small town slightly larger than Clover. Comparables #3 and #4 are located in Gastonia, North Carolina which is significantly larger than Clover and approximately 15 miles from Charlotte, North Carolina. All of the comparables are experiencing 100 percent occupancy rates at this time.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
================================================================================

B.  RENTAL INFORMATION
                                    SUBJECT             COMPARABLE 1         COMPARABLE 2
1.  Asking Rental Rate
    a.  Anchor Space           N/A                  N/A                  N/A
                               -------------------  -------------------  -------------------
    b.  Shop Space             $7.60 - $9.50        $4.00 - $7.00        $4.00 - $6.00
                               -------------------  -------------------  -------------------
2.  Lease Type (Gross/Net)     Triple Net           Triple Net           Triple Net
                               -------------------  -------------------  -------------------
3.  Rent Concessions           None                 None                 None
                               -------------------  -------------------  -------------------
4.  Effective Rent             $7.60 - $9.50        $4.00 - $7.00        $4.00 - $6.00
                               -------------------  -------------------  -------------------
5.  TI Allowance               None                 None                 None
                               -------------------  -------------------  -------------------
6.  Expense Stop               None                 None                 None
                               -------------------  -------------------  -------------------
7.  Length of Lease Term       3 - 5 years (shops)  3 - 5 years (shops)  3 - 5 years (shops)
                               -------------------  -------------------  -------------------
8.  Commissions                5.00% - 7.00%        5.00% to 7.00%       5.00% - 7.00%
                               -------------------  -------------------  -------------------
9.  Percentage Rent
      (per lease terms)        Food Lion, Revco     Food Lion, Eckerd    Bi-Lo, Revco
                               -------------------  -------------------  -------------------
10. Historical Annual
      Absorption/sq.ft.        N/A                  N/A                  N/A
                               -------------------  -------------------  -------------------
11. Annual Operating Expense
    psf (Including taxes)      N/A                  N/A                  N/A
                               -------------------  -------------------  -------------------

C.  RANK RELATIVE TO
      SUBJECT
    (inferior, similar,
     superior)                 N/A                  Similar              Similar
                               -------------------  -------------------  -------------------


B.  RENTAL INFORMATION
                               COMPARABLE 3         COMPARABLE 4
1.  Asking Rental Rate
    a.  Anchor Space           N/A                  N/A
                               -------------------  ----------------------
    b.  Shop Space             $6.50 - $7.75        $10.00 - $12.00
                               -------------------  ----------------------
2.  Lease Type (Gross/Net)     Triple Net           Triple Net
                               -------------------  ----------------------
3.  Rent Concessions           None                 None
                               -------------------  ----------------------
4.  Effective Rent             $6.50 - $7.75        $10.00 - $12.00
                               -------------------  ----------------------
5.  TI Allowance               None                 None
                               -------------------  ----------------------
6.  Expense Stop               None                 None
                               -------------------  ----------------------
7.  Length of Lease Term       3 - 5 years (shops)  3 - 5 years (shops)
                               -------------------  ----------------------
8.  Commissions                5.00% to 7.00%       5.00% to 7.00%
                               -------------------  ----------------------
9.  Percentage Rent
      (per lease terms)        Bi-Lo                Harris Teeter, Eckerd
                               -------------------  ----------------------
10. Historical Annual
      Absorption/sq.ft.        N/A                  N/A
                               -------------------  ----------------------
11. Annual Operating Expense
    psf (Including taxes)      N/A                  N/A
                               -------------------  ----------------------

C.  RANK RELATIVE TO
      SUBJECT
    (inferior, similar,
     superior)                 Superior             Superior
                               -------------------  ----------------------


D. EXPLAIN RANKING/COMMENTS:  Comparables #3 and #4 are ranked superior to subject because they are located in a larger city than subject. However, these centers are generally similar in size and age.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================

                               [GRAPHIC OMITTED]

Name:                 York Village
Location:             Liberty Street
                      York, SC
Year Built:           1981
Total Size:           39,585 SF
Vacant Space:         None
Vacancy Rate:         0%
Rental Range:         $4.00 - $7.00
Tenant Expenses:      Triple Net

Remarks: Food Lion and Eckerd are the major tenants. Located on Liberty Street which is a heavily traveled road.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]

Name:                 York Plaza
Location:             Liberty Street
                      York, SC
Year Built:           1973, Expanded 1992
Total Size:           70,100 SF
Vacant Space:         None
Vacancy Rate:         0%
Rental Range:         $4.00 - $6.00
Tenant Expenses:      Triple Net

Remarks: Major tenants are Bi-Lo and Revco. This center is located across the street from Comparable #1 and has operated at a high occupancy rate.

Comparable Rental No. 3
================================================================================

                               [GRAPHIC OMITTED]

Name:                 Davis Park Center
Location:             W. Hudson Boulevard at Davis Park Road
                      Gastonia, NC
Year Built:           1993
Total Size:           42,680 SF
Vacant Space:         None
Vacancy Rate:         0%
Average Rental Rate:  $6.50 - $7.75
Tenant Expenses:      Triple Net

Remarks: This center was constructed in 1993 and has Bi-Lo as the major tenant.

Comparable Rental No. 4
================================================================================

                               [GRAPHIC OMITTED]

Name:                 Robinwood Crossing
Location:             Neal Hawkins at Union Road
                      Gastonia, NC
Year Built:           1984, Expanded in 1992
Total Size:           49,900 SF
Vacant Space:         7,485 SF
Vacancy Rate:         15%
Average Rental Rate:  $10.00 - $12.00
Tenant Expenses:      Triple Net

Remarks:              This center was constructed in 1984 and expanded in 1992.
                      Harris Teeter and Eckerd are the major tenants. Rakin Hardware has vacated their store.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
================================================================================

II. SALES COMPARABLES
                                     SUBJECT           COMPARABLE 1        COMPARABLE 2
1. Identification
   a.  Name                     Clover Plaza      Davis Park Center     Belmont Village
                                ----------------  --------------------  -------------------
                                                  W.  Hudson Blvd. at   Wilkinson Blvd. at
   b.  Street Address           809 Bethel Road   Davis Park Road       North Main Street
                                ----------------  --------------------  -------------------
   c.  City                     Clover, SC        Gastonia, NC          Belmont, NC
                                ----------------  --------------------  -------------------
   d.  Distance from Subject    N/A               15 miles              25  miles
                                ----------------  --------------------  -------------------
2. Attributes
   a.  Year Built               1990              1993                  1994
                                ----------------  --------------------  -------------------
   b.  Net sq. feet             45,575            42,680                60,003 SF
                                ----------------  --------------------  -------------------
   c. # Buildings               1                 1                     1
                                ----------------  --------------------  -------------------
   d. # of Stories              1                 1                     1
                                ----------------  --------------------  -------------------
   e. Vacancy %                 2.14%             0%                    0%
                                ----------------  --------------------  -------------------
3. Sales Information
   a.  Sales Price              N/A               $3,150,000            $5,050,000
                                ----------------  --------------------  -------------------
   b.  Sales Price PSF          N/A               $66.34                $84.16
                                ----------------  --------------------  -------------------
   c.  Date                     N/A               12-30-94              11-03-94
                                ----------------  --------------------  -------------------
   d. Cap. Rate                 N/A               10.1%                 9.8%
                                ----------------  --------------------  -------------------
   e.  NOI at time of Sale      N/A               $317,187              $496,750
                                ----------------  --------------------  -------------------
4. Rank Relative to Subject
   (inferior, similar,
        superior)               N/A               Superior              Superior
                                ----------------  --------------------  -------------------


II. SALES COMPARABLES
                                     COMPARABLE 3            COMPARABLE 4
1. Identification
   a.  Name                     One Norman Center       Paw Creek Commons
                                ----------------------  ---------------------
                                19706 One Norman Blvd.  E/S Little Rock Road
   b.  Street Address                                   at Freedom Drive
                                ----------------------  ---------------------
   c.  City                     Cornelius, NC           Charlotte, NC
                                ----------------------  ---------------------
   d.  Distance from Subject    45 miles                30 miles
                                ----------------------  ---------------------
2. Attributes
   a.  Year Built               1993                    1996
                                ----------------------  ---------------------
   b.  Net sq. feet             54,185 SF               66,050 SF
                                ----------------------  ---------------------
   c. # Buildings               1                       1
                                ----------------------  ---------------------
   d. # of Stories              1                       1
                                ----------------------  ---------------------
   e. Vacancy %                 6.98%                   2.73%
                                ----------------------  ---------------------
3. Sales Information
   a.  Sales Price              $4,650,000              $5,384,000
                                ----------------------  ---------------------
   b.  Sales Price PSF          $85.82                  $77.52
                                ----------------------  ---------------------
   c.  Date                     10-12-95                03-25-97
                                ----------------------  ---------------------
   d. Cap. Rate                 9.68%                   $517,412
                                ----------------------  ---------------------
   e.  NOI at time of Sale      $474,591                9.61%
                                ----------------------  ---------------------
4. Rank Relative to Subject
   (inferior, similar,
        superior)               Similar                 Superior
                                ----------------------  ---------------------

Explain Ranking/Comments:  Comparables #1 and #4 are ranked superior to subject because they are located in larger cities and are newer centers than subject. Comparable #2 is ranked superior because it is larger than subject and newer. Comparable #3 is believed to be similar to subject being located in a small town and being approximately the same size.

COMPARABLE SHOPPING CENTER SALES
================================================================================

Comparable Sale No. 1

                               [GRAPHIC OMITTED]

NAME                      Davis Park Center
LOCATION                  NW Corner W. Hudson Blvd. & Davis Park Rd.
                          Gastonia, Gaston County, NC
GRANTOR                   P. Edwin Good, et al
GRANTEE                   US Retail Income Fund, LP
DEED REFERENCE            Book 2427, Page 543
DATE                      Dec 30, 1994
SALES PRICE               $3,150,000
ADJUSTED SALES PRICE      $3,150,000
SIZE BUILDING             47,480
SALES PRICE PER S.F.      $66.34
SIZE LAND (ACRES)         4.90
SIZE LAND (S.F.)          213,444
YEAR BUILT                1993
LAND/BUILDING RATIO       4.50 To 1
UTILITIES                 All Available
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to Seller - Loan assumption from Jefferson-Pilot
EFFECTIVE GROSS INCOME    $341,378
GROSS INCOME MULTIPLE     9.23
EGIM                      9.23
NET OPERATING INCOME      $317,187
OVERALL RATE              10.07%
TYPE OF PURCHASER         Private Investor
COMMENTS                  This is a neighborhood shopping center - Bi-Lo (42,680
                          SF; rent - $7.38/SF) is the major tenant. Local
                          tenants occupancy 4,800 SF. Their rents range from
                          $6.50 to $7.75 per square foot. The center was 100
                          percent occupied and in excellent condition at the
                          time of sale.
(434)

Comparable Sale No. 2
================================================================================

                               [GRAPHIC OMITTED]

NAME                    Belmont Village
LOCATION                NE Corner Wilkinson Blvd. (US Hwy. #74) & North Main St.
                        Belmont, Gaston County, NC
GRANTOR                 Belmont Investments, LP
GRANTEE                 US Retail Income Fund, LP
DEED REFERENCE          Book 2419, Page 989
DATE                    Nov 3, 1994
SALES PRICE             $5,050,000
ADJUSTED SALES PRICE    $5,050,000
SIZE BUILDING           60,003
SALES PRICE PER S.F.    $84.16
SIZE LAND (ACRES)       6.77
SIZE LAND (S.F.)        294,901
YEAR BUILT              1994
LAND/BUILDING RATIO     4.91 To 1
UTILITIES               All Available
VERIFICATION            Public Records
ZONING                  Commercial
FINANCING               Cash to Seller
EFFECTIVE GROSS INCOME  $526,823
EGIM                    9.59
NET OPERATING INCOME    $496,750
OVERALL RATE            9.84%
TYPE OF PURCHASER       Private Investor
COMMENTS                This is a neighborhood shopping center. Bi-Lo is the
                        major tenant (42,680 SF). Six local shops (7,672 SF).
                        Advanced Auto Parts Store built on outparcel.
(433)

Comparable Sale No. 3
================================================================================

                               [GRAPHIC OMITTED]

NAME                      One Norman Center
LOCATION                  19706 One Norman Boulevard, Cornelius, Mecklenburg
                          County, NC
GRANTOR                   One Norman Center, LP
GRANTEE                   Lucky Realty
DEED REFERENCE            Book 8325, Page 721
DATE                      Oct 12, 1995
SALES PRICE               $4,650,000
SIZE BUILDING             54,185
SALES PRICE PER S.F.      $85.82
SIZE LAND (ACRES)         5.69
SIZE LAND (S.F.)          247,856
YEAR BUILT                1993
LAND/BUILDING RATIO       4.57 To 1
UTILITIES                 All Public
VERIFICATION              Public Records
ZONING                    CUB-2
FINANCING                 Cash to Seller
GROSS POTENTIAL INCOME    $474,591
EFFECTIVE GROSS INCOME    $474,591
GROSS INCOME MULTIPLE     9.80
EGIM                      9.80
NET OPERATING INCOME      $450,188
OVERALL RATE              9.68%
TYPE OF PURCHASER         Private Investor
COMMENTS                  This is a neighborhood center with Bi-Lo as the major
                          tenant (42,680 SF). Locals include Blockbuster Video,
                          El Cancun Restaurant, Papa John's Pizza, Baskin
                          Robbins. The rent for Bi-Lo is $8.25 per square foot;
                          local shops range from $10.50 to $13.00 per square
                          foot. Triple net lease.
(716)

Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]

TMS                       59 -231 -22 ,23 pt.
NAME                      Paw Creek Commons
LOCATION                  East side of Little Rock Road  at Freedom Drive,
                          Charlotte, NC
GRANTOR                   Paw Creek, LLC
GRANTEE                   Frastacky and Associates
DATE                      Mar 25, 1997
SALES PRICE               $5,120,000
ADJUSTED SALES PRICE      $5,384,000
SIZE BUILDING             66,050
SALES PRICE PER S.F.      $77.52
SIZE LAND (ACRES)         9.82
SIZE LAND (S.F.)          427,759
YEAR BUILT                1996
LAND/BUILDING RATIO       6.48 To 1
UTILITIES                 Municipal
VERIFICATION              Public Records
ZONING                    CC, Commercial Center
FINANCING                    Cash to seller
GROSS POTENTIAL INCOME    $568,840
EFFECTIVE GROSS INCOME    $552,054
GROSS INCOME MULTIPLE     9.00
EGIM                      9.27
NET OPERATING INCOME      $517,412
OVERALL RATE              9.61%
TYPE OF PURCHASER         Private Investor
COMMENTS                  The overall rate of 10.10 percent has been adjusted
                          down by 50 basis points since the sales contract is
                          pre-construction. The major tenants are Winn Dixie and
                          Revco. Blockbuster occupies a store containing 5,500
                          square feet at $11.20 per square foot. Rents on shops
                          range from $13.00 to $14.00 per square foot. Anchor
                          income is 79.41 percent of gross income.
(793)

ADDENDA

o     York County Demographics
o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

USA COUNTIES 1996
Geographic Area: York, SC (45091)
Table: GENERAL PROFILE
--------------------------------------------------------------------------------
POPULATION AND HOUSING (Bureau of the Census)
   Total resident population:
      1995  ....................................................         143,825
         Percent 65 years and over..............................            10.8
      1990  ....................................................         131,497
      1980  ....................................................         106,720
   Occupied housing units, 1990.................................          47,006
      Percent owner occupied....................................            71.9
BIRTHS AND DEATHS (National Center for Health Statistics)
   Births, 1993.................................................           1,974
      Per 1,000 resident population.............................            14.2
      Percent to mothers under 20 years of age..................            15.7
   Deaths, 1993.................................................           1,160
      Per 1,000 resident population.............................             8.3
   Infant deaths per 1,000 live births, 1993....................            11.7
EDUCATION (Bureau of the Census)
   Persons 25 years and over, 1990..............................          81,753
      Percent high school graduates.............................            67.5
      Percent college graduates.................................            16.9
LABOR FORCE (Bureau of Labor Statistics)
   Civilian labor force, 1994...................................          79,049
      Percent unemployed........................................             5.0
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
   Total establishments, 1993...................................           3,086
      Percent retail trade......................................            25.8
      Percent services..........................................            33.0
   Paid employees, 1993 (pay period including March 12).........          41,162
   Annual payroll, 1993 ($1,000)................................         936,115
PERSONAL INCOME (Bureau of Economic Analysis)
   Total personal income, 1993 ($1,000).........................       2,590,370
      Per capita (dollars)......................................          18,617
AGRICULTURE (Bureau of the Census)
   Number of farms, 1992........................................             677
      Land in farms as percent of total land....................              28
RETAIL TRADE (Bureau of the Census)
   Retail sales, 1992 ($1,000)..................................         896,368
      Per capita (dollars)......................................           6,551
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
   Number of offices, June 30, 1994.............................              41
      Total deposits ($1,000)...................................         734,825
SOCIAL PROGRAMS (Social Security Administration)
   Total Social Security recipients, December 1993..............          21,490
      Retired workers...........................................          13,610
   Supplementary Security Income recipients, December 1994......           2,213
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
   Total direct expenditures or obligations per capita:
      1994 (dollars)............................................           2,350
      1990 (dollars)............................................           1,766
--------------------------------------------------------------------------------
(NA) Not available.  (D) Avoid disclosure of confidential information.
(X)  Not applicable. (S)  Does not meet publication standards.
(Z)  Value > 0 but < half unit of measure shown.
NOTE: 0 data may indicate geographic/data footnotes.

Source:  U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

                                [GRAPHIC OMITTED]

                             COMPARABLE RENTALS MAP

                                [GRAPHIC OMITTED]

                              COMPARABLE SALES MAP

                               [GRAPHIC OMITTED]

                                   Site Plan

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 124

Property:  CLOVER PLAZA
           809 BETHEL ROAD
           CLOVER, SC 29710-0000
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
--------------------------------------------------------------------------------------------------------------------------
CLOVER PLAZA WASHERETTE
JAMES F. CARROLL                652-  10     1,625           01/01/96   12/31/00            7.90   01/01/96    12,837.60
                                                                                            0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------
DOLLAR STORE
STEPHEN GIBSON                  652-  20     1,300           04/25/95   10/31/99            7.60   05/01/95     9,879.96
--------------------------------------------------------------------------------------------------------------------------
SUBWAY REAL ESTATE CORP.
SUBWAY REAL ESTATE CORP.        652-  30     1,300           09/01/91   08/31/99            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            9.00   04/01/93    11,700.00
                                                                                            9.50   09/01/96    12,349.92
                                                                                            9.75   09/01/97    12,675.00
                                                                                           10.00   09/01/98    12,999.96
--------------------------------------------------------------------------------------------------------------------------
TONY'S PIZZA
TONY'S PIZZA                    652-  40     1,300           01/01/91   01/31/99            0.00                    0.00
                                                                                            8.15   02/01/91    10,596.00
                                                                                            0.00                    0.00
                                                                                            8.75   02/01/96    11,375.04
--------------------------------------------------------------------------------------------------------------------------
Available                       652-  50       975                                          0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION              REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                  Tax   Base    Ins   Base    CAM   Base                          per         Pcnt of  Amount   Nat
Tenant Name                      Recov  Year   Recov  Year   Recov  Year      Begin       End    SF/YR  Typ              Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
CLOVER PLAZA WASHERETTE
JAMES F. CARROLL                  Full     0    Full     0    Full     0   01/01/01   12/31/05    0.00        0.00          0
                                                                                                  0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
DOLLAR STORE
STEPHEN GIBSON                    Full     0    Full     0    Full     0                          0.00        5.00    197,600    Y
------------------------------------------------------------------------------------------------------------------------------------
SUBWAY REAL ESTATE CORP.
SUBWAY REAL ESTATE CORP.          Full     0    Full     0    Full     0   09/01/94   08/31/96    8.30        0.00          0
                                                                           09/01/96   08/31/99    9.50        0.00          0
                                                                           09/01/99   08/31/02    0.00        0.00          0
                                                                                                  0.00        0.00          0
                                                                                                  0.00        0.00          0
                                                                                                  0.00        0.00          0
                                                                                                  0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
TONY'S PIZZA
TONY'S PIZZA                      Full     0    Full     0    Full     0   02/01/96   01/31/99    0.00        5.00    300,000
                                                                           02/01/99   01/31/02    0.00        5.00          0
                                                                                                  0.00        5.00          0
                                                                                                  0.00        5.00          0
------------------------------------------------------------------------------------------------------------------------------------
Available                                  0             0             0                          0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 125

Property:  CLOVER PLAZA
           809 BETHEL ROAD
           CLOVER, SC 29710-0000
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
--------------------------------------------------------------------------------------------------------------------------
FOOD LION #841
FOOD LION, INC.                 652-  70    29,000           08/11/90   08/10/10            0.00                    0.00
                                                                                            4.96   10/01/90   143,750.04
                                                                                            0.00                    0.00
                                                                                            5.46   01/10/97   158,375.04
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------
REVCO #4036
REVCO DISCOUNT DRUG CENTERS,    652-  80     8,450           08/01/90   07/31/00            7.08   09/01/90    59,826.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------
CLOVER DRYCLEANING
YONG KI KIM                     652-  90     1,625           12/01/96   11/30/99            1.55   11/25/96     2,518.68
                                                                                            7.75   12/01/96    12,593.76
--------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..    44,600                                Current Annual Base Rent    277,237.32
                              Available.       975
                              Total.....    45,575


------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION              REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                  Tax   Base    Ins   Base    CAM   Base                          per         Pcnt of  Amount   Nat
Tenant Name                      Recov  Year   Recov  Year   Recov  Year      Begin       End    SF/YR  Typ              Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
FOOD LION #841
FOOD LION, INC.                   Full     0     PRS  1995    Full     0   08/11/35   08/10/40    5.46        1.00          0    Y
                                                                           08/11/45   08/10/50    5.46        0.01    257,879    Y
                                                                           08/11/10   08/10/15    5.46        0.01          0    Y
                                                                           08/11/15   08/10/20    5.46        0.01 1583750400    Y
                                                                           08/11/20   08/10/25    5.46        0.01          0    Y
                                                                           08/11/25   08/10/30    5.46        0.01          0    Y
                                                                           08/11/30   08/10/35    5.46        0.01          0    Y
                                                                           08/11/40   08/11/45    5.46        0.01          0    Y
------------------------------------------------------------------------------------------------------------------------------------
REVCO #4036
REVCO DISCOUNT DRUG CENTERS,      Full     0    Full     0    Full     0   08/01/00   07/31/05    7.08        2.00  1,976,666
                                                                           08/01/05   07/31/10    7.08        2.00          0
                                                                           08/01/10   07/31/15    7.08        2.00          0
                                                                           08/01/15   07/31/20    7.08        2.00          0
------------------------------------------------------------------------------------------------------------------------------------
CLOVER DRYCLEANING
YONG KI KIM                       Full     0    Full     0    Full     0                          0.00        0.00          0
                                                                                                  0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY

                               [GRAPHIC OMITTED]

Bethel Road - Facing West


                               [GRAPHIC OMITTED]

Bethel Road - Facing East

                               [GRAPHIC OMITTED]

Front View of Subject Property


                               [GRAPHIC OMITTED]

Front View of Subject Property

                               [GRAPHIC OMITTED]

View of Entrance from Bethel Road


                               [GRAPHIC OMITTED]

Side and Rear View of Subject Property

                               [GRAPHIC OMITTED]

Rear View of Subject Property

PHOTOGRAPH OF PROPOSED PROPERTY

                               [GRAPHIC OMITTED]

View of Site of Proposed Winn Dixie Marketplace and Shops in York, SC

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                Market Study of:

                                TRI-COUNTY PLAZA
                                 SHOPPING CENTER

                           1075 Franklin Springs Road
                            Royston/Franklin Springs,
                            Franklin County, Georgia

                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                   May 8, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS, CO., INC.]

                                  May 12, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:   Market Study
      Tri-County Plaza
      1075 Franklin Springs Road
      Royston/Franklin Springs, Franklin County, Georgia

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 8,1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 63,510 square feet of leaseable area. The center was constructed in 1986 and the anchor tenant is Bi-Lo. Rite Aid has vacated their 6,720 square foot store. The subject property is currently 89.4 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                        Respectfully submitted,

                                        O. MARSHALL DODDS COMPANY, INC.


                                        /s/ O. Marshall Dodds
                                        ----------------------------------
                                        O. Marshall Dodds, MAI
                                        State Certified General
                                        Real Estate Appraiser (CG-356)

OMD:mm

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Franklin County is located in northeast Georgia in the foothills of the Appalachian Mountains on Lake Hartwell. The county is served by I-85, which links Atlanta's metro area with Greenville, South Carolina and with Charlotte, North Carolina. Atlanta's center is 80 miles to the southwest, while Greenville is 49 miles and Charlotte is 146 miles to the northeast. The county seat is located in the center of the county at Carnesville. Other incorporated cities in Franklin County are Lavonia (9 miles northeast), Canon (10 miles east), Royston (10 miles southeast), and Franklin Springs (8 miles southeast). Royston and Franklin Springs are adjacent cities. Franklin County is served by I-85 and US Highway #29, along with numerous Georgia Highways. Total public road mileage is 652, with 417 miles being paved, ranking it in the top third of Georgia's counties for percent paved. The unemployment rate for Franklin County as of 1994 was 5.0% and Georgia had an unemployment rate of 5.2%. The population of Franklin County in 1995 (most recent) was 17,701 and 15.5 percent of the population were over 65 years of age. The average per capita income was $17,529 in 1993 (most recent). Industry and agricultural play an important role in the Franklin County economy. Retail sales in the county totaled $144 million for 1992. Also, 44 percent of the land in the county is attributed to farming.

Neighborhood and Site

The subject neighborhood is located in the southeastern portion of Franklin County in the cities of Royston and Franklin Springs. The Ty Cobb Memorial and Emmanuel College are located in the subject neighborhood. One shopping center in addition to the subject property is located in the neighborhood, with that being Dill's Plaza located on the south side of US Highway #29, just east of the subject property. This center is approximately 25 years old and has a local supermarket as the major tenant. Although it is 100 percent occupied at the time of this study, rents in this center are very low in comparison with the rents that would be associated with a newer shopping center. Other commercial uses include Burger King, Arby's, Amoco convenience market/self-service gasoline station, Western Auto, Watkin's Chevrolet-Olds, Tri-City Motors, BP and Huddle House. Commercial properties are concentrated on the major thoroughfares with residential properties being located off of these thoroughfares. The major traffic artery running through the neighborhood would be US Highway #29. This is a heavily traveled road running in an east-west direction. Construction was completed a few years ago to widen this highway from two to three lanes through the neighborhood, in order to alleviate some of the traffic congestion.

Physical features are as follows:

1.  Size                            12.263 acres or 534,176 square feet

2.  Identity                        1075 Franklin Springs Road
                                    TMS #178-63 and #178-63A

3.  Shape                           irregular

4.  Topography                      generally level

5.  Accessibility                   good from either direction

6.  Utilities                       municipal

Physical Description

Building features are as follows:

1.  Size (net)                      63,510 square feet

2.  Layout & Design                 1 story-food store, vacant drug store, nine
                                    shops

3.  Parking Spaces                  322
                                    5.07 per 1,000 square feet of net area

4.  Construction                    brick and glass front with concrete block on
                                    side and rear and metal seamed roof

Market Position and Marketability Conclusions

The City of Royston contains two retail structures. In addition to the subject, Dill's Plaza is located in Royston and contains 76,000 square feet. It was constructed in 1971. Dill's Food City is the anchor tenant in this center with 21 shops. Presently, this center is 100 percent occupied with rental rates ranging from $2.00 to $3.00. No new properties are under construction or planned for this area at this time.

The City of Lavonia is located approximately 12 miles to the north of Royston and is considered to be approximately the same size as Royston. It contains three shopping centers. The Silo Shopping Center contains 56,720 square feet and was constructed in 1986. Lavonia Foods, Farmer's Furniture and Rite Aid are the anchor tenants in this center with seven smaller shops. This center is currently 100 percent occupied. The rental range is from $6.00 to $7.00 per square foot. Another Dill's Plaza is located in Lavonia with the anchor tenant being Dill's Food City. There are seven smaller shops and the rental rate range for this center is thought to be approximately $2.00 to $3.00. It is also 100 percent occupied as of the date of this study. The third center located in Lavonia is the Suburban Shopping Center which first opened in 1962 and contains approximately 23,600 square feet. There are eight small shops in addition to the anchor tenant which is Foodland. The rental range for this center is from $2.00 to $3.00 per square foot.

The City of Toccoa is located approximately 35 miles to the northwest of Royston and is slightly larger than Royston. It contains five shopping centers and a free-standing Wal-Mart store. The Stephens Plaza is located on the major thoroughfare in Toccoa, Big A Road. This center first opened in 1989 and contains 47,850 square feet with Bi-Lo as the anchor tenant. There are also nine smaller shops with a rental range of $6.00 to $11.30 per square foot. This center is currently 100 percent occupied. The Towne Plaza is also located in Toccoa on Big A Road with Quality Foods and Eckerd Drugs as major tenants. It was constructed in 1975. There are four vacant stores in this center and Wal-Mart vacated its store several years ago. The Toccoa Plaza is an older center that is in need of renovation. The YMCA occupies a store as well as the Salvation Army. Bi-Lo and Eckerd Drugs vacated this center as did most of the shops afterward. The Big A Shopping Center was constructed in 1973 and contains 90,000 square feet of space. The major tenant in this center is Save-A-Lot and there are two vacant stores. The Ingles Plaza is one of the newest centers in Toccoa having been built in 1986. Ingles, Revco and a free-standing Belk store are the tenants in this center. In the late 1980's, a tornado damaged the Revco center which was subsequently rebuilt.

The subject property is in the middle of the neighborhood. The location of subject is convenient to the single family dwellings that are located throughout the neighborhood. US Highway #29 is the major traffic artery running through the area.

The subject property has nine shops with rental rates ranging from $2.00 to $10.00 per square foot. These are thought to be reasonable rental rates for the neighborhood because this center is the newest in Royston and has maintained a relatively high occupancy rate.

The rental rate for the Bi-Lo is $5.15 per square foot while the Rite Aid Drug Store is currently vacant. Overage rentals are being received from Bi-Lo.

The subject property is presently operating at a high occupancy rate. The location of subject is strategic within the neighborhood and convenient to the shoppers throughout the neighborhood.

Trends

The subject property is located in the southeastern section of Franklin County. The neighborhood is continuing to develop and contains several single family dwellings. Commercial developments are located along the major traffic arteries.

The demand and desirability for the neighborhood has been good. All trends are favorable at this time and expected to continue.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
================================================================================

I.  COMPARABLE PROPERTIES
A PROPERTY DESCRIPTION

                                        SUBJECT          COMPARABLE 1           COMPARABLE 2                   COMPARABLE 3
                                        -------          ------------           ------------                   ------------
1.  Identification

     a.  Name                    Tri-County Plaza        Dill's Plaza           Silo Shopping Center           Stephens Plaza
                                 ---------------------   --------------------   ----------------------------   ---------------------
     b.  Street                                          Cook Street at
                                 1075 Franklin Springs   Highway #29            I-85 at Highway #17            Big A Road
                                 ---------------------   --------------------   ----------------------------   ---------------------
     c.  City                    Royston, GA             Royston, GA            Lavonia, GA                    Toccoa, GA
                                 ---------------------   --------------------   ----------------------------   ---------------------
    d.  Distance from subject    N/A                     1/2 mile               18 miles                       35 miles
                                 ---------------------   --------------------   ----------------------------   ---------------------
    e.  Contact
                                 Edens & Avant, Inc.     Anderson Dilworth      N/A                            Edens & Avant, Inc.
                                 ---------------------   --------------------   ----------------------------   ---------------------
    f.  Phone                    (803) 779-4420          (414) 245-8423         N/A                            (803) 779-4420
                                 ---------------------   --------------------   ----------------------------   ---------------------
2.  Attributes

     a.  Year built              1986                    1971                   1986                           1989
                                 ---------------------   --------------------   ----------------------------   ---------------------
     b.  Net sq. Ft.             63,510                  76,000                 56,720                         47,850
                                 ---------------------   --------------------   ----------------------------   ---------------------
    c. # building                1                       2                      1                              1
                                 ---------------------   --------------------   ----------------------------   ---------------------
    d. #stories                  1                       1                      1                              1
                                 ---------------------   --------------------   ----------------------------   ---------------------
    e. Avg. Floor plate size
         (sq. Ft.), if office    N/A                     N/A                    N/A                            N/A
                                 ---------------------   --------------------   ----------------------------   ---------------------
    f. # elevators               N/A                     N/A                    N/A                            N/A
                                 ---------------------   --------------------   ----------------------------   ---------------------
    g. Parking                   Adequate                Adequate               Adequate                       Adequate
                                 ---------------------   --------------------   ----------------------------   ---------------------
    h. Construction Type         Brick/Concrete Block    Brick/Concrete Block   Brick/Concrete Block           Brick/Concrete Block
                                 ---------------------   --------------------   ----------------------------   ---------------------
    I.  Vacancy %                10.6%                   0%                     0%                             0%
                                 ---------------------   --------------------   ----------------------------   ---------------------
    j.  Anchors, if Retail       Bi-Lo                   Dill's Food City       Farmers Furniture, Rite Aid    Bi-Lo
                                 ---------------------   --------------------   ----------------------------   ---------------------

Comments: Comparable #1 is located in subject neighborhood. Comparables #2 and #3 are located in towns similar to subject's in northeast Georgia. All of the comparables are experiencing 100 percent occupancy rates at this time.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
================================================================================

B.  RENTAL INFORMATION

                                        SUBJECT          COMPARABLE 1           COMPARABLE 2                  COMPARABLE 3
                                        -------          ------------           ------------                  ------------
1.  Asking Rental Rate

     a.  Anchor Space            N/A                     N/A                    N/A                           N/A
                                 ---------------------   --------------------   ----------------------------  ----------------------
     b.  Shop Space              $2.00 - $10.00          $2.00 - $3.00          $6.00 - $7.00                 $6.00 - $11.30
                                 ---------------------   --------------------   ----------------------------  ----------------------
2.  Lease Type (Gross/Net)       Triple Net              Triple Net             Triple Net                    Triple Net
                                 ---------------------   --------------------   ----------------------------  ----------------------
3.  Rent Concessions             None                    None                   None                          None
                                 ---------------------   --------------------   ----------------------------  ----------------------
4.  Effective Rent               $2.00 - $10.00          $2.00 - $3.00          $6.00 - $7.00                 $6.00 - $11.30
                                 ---------------------   --------------------   ----------------------------  ----------------------
5.  TI Allowance                 None                    None                   None                          None
                                 ---------------------   --------------------   ----------------------------  ----------------------
6.  Expense Stop                 None                    None                   None                          None
                                 ---------------------   --------------------   ----------------------------  ----------------------
7.  Length of Lease Term         3 years (shops)         3 - 5 years (shops)    3 - 5 years (shops)           3 - 5 years (shops)
                                 ---------------------   --------------------   ----------------------------  ----------------------
8.  Commissions                  5.00% - 7.00%           5.00% to 7.00%         5.00% - 7.00%                 5.00% to 7.00%
                                 ---------------------   --------------------   ----------------------------  ----------------------
9.  Percentage Rent
      (per lease terms)          Bi-Lo                   Dill's Food City       Farmers Furniture, Rite Aid   Bi-Lo
                                 ---------------------   --------------------   ----------------------------  ----------------------
10. Historical Annual
      Absorption/sq.ft.          N/A                     N/A                    N/A                           N/A
                                 ---------------------   --------------------   ----------------------------  ----------------------
11. Annual Operating Expense
psf (Including taxes)
                                 N/A                     N/A                    N/A                           N/A
                                 ---------------------   --------------------   ----------------------------  ----------------------

C.  RANK RELATIVE TO SUBJECT

      (inferior, similar,
       superior)                 N/A                     Inferior               Similar                       Similar
                                 ---------------------   --------------------   ----------------------------  ----------------------

D.EXPLAIN RANKING/COMMENTS: Subject is located in smaller city than Comparable
                            #3. However, the centers are generally similar in size and number of tenants. Comparable #1 is ranked inferior to subject because it is an older center than subject. The rental rates that are being received are lower than those of subject. The other shopping centers have been rated as similar and are thought to be so with subject.

LOCAL RENTAL COMPARABLES
------------------------

Comparable Rental No. 1
================================================================================

                               [GRAPHIC OMITTED]

Name:                Dill's Plaza
Location:            Cook Street at Highway #29
                     Royston, GA
Year Built:          1971
Total Size:          76,000 SF
Vacant Space:        None
Vacancy Rate:        0%
Rental Range:        $2.00 - $3.00
Tenant Expenses:     Triple Net

Remarks: Dill's Food City is the major tenant. Located on US Highway #29 and Cook Street which are heavily traveled roads.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]

Name:                Silo Shopping Center
Location:            I-85 at Highway #17
                     Lavonia, GA
Year Built:          1986
Total Size:          56,720
Vacant Space:        None
Vacancy Rate:        0%
Rental Range:        $6.00 - $7.00
Tenant Expenses:     Triple Net

Remarks:             Major tenants are Farmer's Furniture and Rite Aid Pharmacy.
                     This is one of the newest centers in Lavonia and has operated at a high occupancy rate.

Comparable Rental No. 3
================================================================================

Name:                Stephens Plaza
Location:            Big A Road
                     Toccoa, GA
Year Built:          1989
Total Size:          47,850 SF
Vacant Space:        None
Vacancy Rate:        0%
Average Rental Rate: $6.00 - $11.30
Tenant Expenses:     Triple Net

Remarks: This center was constructed in 1989 and is one of the newest centers in Toccoa. Bi-Lo is the major tenant.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
================================================================================

II.  SALES COMPARABLES

                                         SUBJECT          COMPARABLE 1          COMPARABLE 2               COMPARABLE 3
                                         -------          ------------          ------------               ------------
1.   Identification
                                                                                 Lexington Triangle
     a.  Name                    Tri-County Plaza         Barnwell Plaza         Village                   Hampton Plaza
                                 ----------------------   --------------------   -----------------------   -------------------
                                                                                                           2864 Wilma Randolph
     b.  Street Address          1075 Franklin Springs    1019 Dunbarton Blvd.   Sunset Blvd. & Lake Dr.   Blvd.
                                 ----------------------   --------------------   -----------------------   -------------------
     c.  City                    Royston, GA              Barnwell, SC           Lexington, SC             Clarksville, TN
                                 ----------------------   --------------------   -----------------------   -------------------
     d.  Distance from Subject   N/A                      120 miles              100 miles                 200 miles
                                 ----------------------   --------------------   -----------------------   -------------------
2.  Attributes

     a.  Year Built              1986                     1985                   1985                      1988
                                 ----------------------   --------------------   -----------------------   -------------------
     b.  Net sq. feet            63,510                   70,725                 115,754                   189,302
                                 ----------------------   --------------------   -----------------------   -------------------
     c. # Buildings              1                        1                      1                         1
                                 ----------------------   --------------------   -----------------------   -------------------
     d. # of Stories             1                        1                      1                         1
                                 ----------------------   --------------------   -----------------------   -------------------
     e. Vacancy %                10.6%                    9.00%                  1.3%                      0%
                                 ----------------------   --------------------   -----------------------   -------------------
3.  Sales Information

     a.  Sales Price             N/A                      $2,860,620             $4,489,380                $6,150,000
                                 ----------------------   --------------------   -----------------------   -------------------
     b.  Sales Price PSF         N/A                      $40.45                 $38.78                    $23.24
                                 ----------------------   --------------------   -----------------------   -------------------
     c. Cap. Rate                N/A                      01-01-95               01-31-95                  12-26-95
                                 ----------------------   --------------------   -----------------------   -------------------
     d. Date                     N/A                      330,327                480,919                   753,627
                                 ----------------------   --------------------   -----------------------   -------------------
     e.  NOI at time of Sale     N/A                      11.55%                 10.71%                    12.25%
                                 ----------------------   --------------------   -----------------------   -------------------
4.  Rank Relative to Subject
     (inferior, similar,
          superior)              N/A                      similar                similar                   superior
                                 ----------------------   --------------------   -----------------------   -------------------

                                         SUBJECT          COMPARABLE 4
                                         -------          ------------
1.   Identification

     a.  Name                    Tri-County Plaza         Cumberland Plaza
                                 ----------------------   ------------------
                                                          209 New Swithville
     b.  Street Address          1075 Franklin Springs    Hwy.
                                 ----------------------   ------------------
     c.  City                    Royston, GA              McMinnville, TN
                                 ----------------------   ------------------
     d.  Distance from Subject   N/A                      215 miles
                                 ----------------------   ------------------
2.  Attributes

     a.  Year Built              1986                     1988
                                 ----------------------   ------------------
     b.  Net sq. feet            63,510                   143,951
                                 ----------------------   ------------------
     c. # Buildings              1                        1
                                 ----------------------   ------------------
     d. # of Stories             1                        1
                                 ----------------------   ------------------
     e. Vacancy %                10.6%                    4.3%
                                 ----------------------   ------------------
3.  Sales Information

     a.  Sales Price             N/A                      $5,225,050
                                 ----------------------   ------------------
     b.  Sales Price PSF         N/A                      $36.30
                                 ----------------------   ------------------
     c. Cap. Rate                N/A                      12-26-95
                                 ----------------------   ------------------
     d. Date                     N/A                      693,726
                                 ----------------------   ------------------
     e.  NOI at time of Sale     N/A                      13.28%
                                 ----------------------   ------------------
4.  Rank Relative to Subject
     (inferior, similar,
          superior)              N/A                      superior
                                 ----------------------   ------------------

Explain Ranking/Comments: Comparables #3 and #4 are ranked superior to subject.
                          The reason for this is because of the size and location of these comparables being superior to subject. Comparable #1 is located in a commercial area that is the same size as subject.

COMPARABLE IMPROVED SALES
-------------------------

Comparable Sale No. 1
================================================================================

                               [GRAPHIC OMITTED]

TMS                       072- 06- 04- 11, 20
NAME                      Barnwell Plaza
LOCATION                  1019 Dunbarton Boulevard, Barnwell, SC
GRANTOR                   1994 N1 SC Associates, LP
GRANTEE                   Tri Centers, LP
DEED REFERENCE            Book 282/Page 137
DATE                      Jan 31, 1995
SALES PRICE               $2,860,620
ADJUSTED SALES PRICE      $2,860,620
SIZE BUILDING             70,725
SALES PRICE PER S.F.      $40.45
SIZE LAND (ACRES)         11.28
SIZE LAND (S.F.)          491,357
YEAR BUILT                1985
LAND/BUILDING RATIO       6.95 To 1
ZONING                    Commercial
FINANCING                     Cash to seller
EFFECTIVE GROSS INCOME    $399,045
GROSS INCOME MULTIPLE     7.17
EGIM                      7.17
NET OPERATING INCOME      $330,327
OVERALL RATE              11.55%
TYPE OF PURCHASER             Private Investor

COMMENTS:                 This is a good quality community shopping center
                          located in the town of Barnwell in Barnwell County
                          (pop. 20,000) in western South Carolina. Approximately
                          91% of the center was comprised of anchor space,
                          including Wal-Mart (34,875 SF), Food Lion (21,000 SF)
                          and Revco Drugs (8,450 SF). The income and expense
                          data here is based on the center's actual performance
                          at the time of sale, and include approximately $0.50
                          SF in overage rents from Wal-Mart and $0.10 SF in
                          reserves.
(590)

Comparable Sale No. 2
================================================================================

                               [GRAPHIC OMITTED]

NAME                      Lexington Triangle Village
LOCATION                  U.S. 378 and North Lake Drive (SC #6), Lexington, SC
GRANTOR                   1994 N1 SC Associates
GRANTEE                   Tri Centers, LP
DEED REFERENCE            Book 3260, Page 199
DATE                      Jan 31, 1995
SALES PRICE               $4,489,380
ADJUSTED SALES PRICE      $4,489,380
SIZE BUILDING             115,754
SALES PRICE PER S.F.      $38.78
SIZE LAND (ACRES)         12.51
SIZE LAND (S.F.)          544,936
YEAR BUILT                1985
LAND/BUILDING RATIO       4.71 To 1
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $607,469
GROSS INCOME MULTIPLE     7.39
EGIM                      7.39
NET OPERATING INCOME      $480,919
OVERALL RATE              10.71%
TYPE OF PURCHASER         Private Investor

COMMENTS:                 This center is anchored by Wal-Mart (65,904 SF) and
                          Food Lion (25,000 SF) and there are 7 local shops
                          totaling 24,850 SF (21.5 percent). At the time of
                          sale, the center was 98.7 percent occupied with only
                          2,000 SF vacant. Wal-Mart has a base rent of $3.55 and
                          the lease expires 11/05. Currently, Wal-Mart is paying
                          about $0.50 per SF overage rent and Wal-Mart is
                          expected to leave the center in the near future as no
                          expansion room is available. The estimated cap rate
                          excludes potential overage rent form Wal-Mart and only
                          excludes income from the 2,000 SF vacant bay.
                          Projected expenses include $0.10 per SF reserves. The
                          center is masonry with brick front and metal mansard
                          canopy roof and in average condition. No outparcels
                          were included with this sale.
(763)

Comparable Sale No. 3

                               [GRAPHIC OMITTED]

NAME                      Hampton Plaza
LOCATION                  2864 Wilma Rudolph Boulevard, Clarksville, TN
GRANTOR                   Aetna Life Insurance Company
GRANTEE                   Hampton II, LP
DEED REFERENCE            Book 580, Page 1793
DATE                      Dec 26, 1995
SALES PRICE               $6,150,000
ADJUSTED SALES PRICE      $6,150,000
SIZE BUILDING             189,302
SALES PRICE PER S.F.      $32.49
SIZE LAND (ACRES)         23.24
SIZE LAND (S.F.)          1,012,334
YEAR BUILT                1988
LAND/BUILDING RATIO       5.35 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    C-3, Shopping Center District
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $937,119
GROSS INCOME MULTIPLE     6.37
EGIM                      6.56
NET OPERATING INCOME      $753,627
OVERALL RATE              12.25%
TYPE OF PURCHASER         Private Investor

COMMENTS:                 This is a community shopping center with Wal-Mart as a
                          major tenant prior to a new Wal-Mart Superstore being built on the same block. While Wal-Mart remains liable for the lease, the store is vacant. The remainder of the center is occupied.

(759)

Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]

NAME                      Cumberland Plaza
LOCATION                  209 New Smithville Highway, McMinnville, TN
GRANTOR                   Aetna Life Insurance
GRANTEE                   Cumberland II, LP
DEED REFERENCE            Book 287, Page 204
DATE                      Dec 26, 1995
SALES PRICE               $5,225,050
ADJUSTED SALES PRICE      $5,225,050
SIZE BUILDING             143,951
SALES PRICE PER S.F.      $36.30
SIZE LAND (ACRES)         19.64
SIZE LAND (S.F.)          855,518
YEAR BUILT                1988
LAND/BUILDING RATIO       5.94 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    C-3, Highway Commercial District
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $875,830
GROSS INCOME MULTIPLE     5.79
EGIM                      5.97
NET OPERATING INCOME      $693,726
OVERALL RATE              13.28%
TYPE OF PURCHASER         Private Investor

COMMENTS:                 This is a community shopping center. Wal-Mart was the
                          major tenant and remains liable for the lease for the
                          remaining term. A new Wal-Mart Superstore was built
                          one block west of this property.
(762)

ADDENDA

o   Franklin County Demographics

o   Comparables Rental Map

o   Comparables Sales Map

o   Building Layout

o   Rent Roll

o   Photographs of Subject

USA COUNTIES 1996
Geographic Area: Franklin, GA (13119)
Table: GENERAL PROFILE
--------------------------------------------------------------------------------

POPULATION AND HOUSING (Bureau of the Census)
   Total resident population:
   1995 .............................................................     17,701
      Percent 65 years and over .....................................       15.5
   1990 .............................................................     16,650
   1980 .............................................................     15,185
   Occupied housing units, 1990 .....................................      6,365
      Percent owner occupied ........................................       78.0
BIRTHS AND DEATHS (National Center for Health Statistics)
   Births, 1993 .....................................................        255
      Per 1,000 resident population .................................       14.7
      Percent to mothers under 20 years of age ......................       20.4
   Deaths, 1993 .....................................................        205
      Per 1,000 resident population .................................       11.8
   Infant deaths per 1,000 live births, 1993 ........................        3.9
EDUCATION (Bureau of the Census)
   Persons 25 years and over, 1990 ..................................     10,891
      Percent high school graduates .................................       54.1
      Percent college graduates .....................................        9.5
LABOR FORCE (Bureau of Labor Statistics)
   Civilian labor force, 1994 .......................................      8,959
      Percent unemployed ............................................        5.0
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
   Total establishments, 1993 .......................................        393
      Percent retail trade ..........................................       30.3
      Percent services ..............................................       27.0
   Paid employees, 1993 (pay period including March 12) .............      4,417
   Annual payroll, 1993 ($1,000) ....................................     71,505
PERSONAL INCOME (Bureau of Economic Analysis)
   Total personal income, 1993 ($1,000) .............................    304,389
      Per capita (dollars) ..........................................     17,529
AGRICULTURE (Bureau of the Census)
   Number of farms, 1992 ............................................        666
      Land in farms as percent of total land ........................         44
RETAIL TRADE (Bureau of the Census)
   Retail sales, 1992 ($1,000) ......................................    144,644
      Per capita (dollars) ..........................................      8,433
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
   Number of offices, June 30, 1994 .................................         11
      Total deposits ($1,000) .......................................    222,782
SOCIAL PROGRAMS (Social Security Administration)
   Total Social Security recipients, December 1993 ..................      4,125
      Retired workers ...............................................      2,475
   Supplementary Security Income recipients, December 1994 ..........        750
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
   Total direct expenditures or obligations per capita:
      1994 (dollars) ................................................      3,694
      1990 (dollars) ................................................      2,672
--------------------------------------------------------------------------------

(NA) Not available.  (D) Avoid disclosure of confidential information.
(X) Not applicable.  (S) Does not meet publication standards.
(Z) Value > 0 but < half unit of measure shown.
NOTE: 0 data may indicate geographic/data footnotes.

Source: U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

                               [GRAPHIC OMITTED]

                             COMPARABLE RENTALS MAP

                               [GRAPHIC OMITTED]
                              COMPARABLE SALES MAP

                               [GRAPHIC OMITTED]

                         Site Plan for TRI-COUNTY PLAZA

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 112

Property:  TRI-COUNTY PLAZA - (NEW)
           1075 FRANKLIN SPRINGS ROAD
           ROYSTON, GA 30662-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

---------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
---------------------------------------------------------------------------------------------------------------------------
BI-LO, INC. #173
BI-LO, INC.                       647- 10 25,590             04/23/86   04/30/06         4.75      04/23/86      121,599.96
                                                                                         0.00                          0.00
                                                                                         4.95      05/01/91      126,720.00
                                                                                         0.00                          0.00
                                                                                         0.00                          0.00
                                                                                         5.15      05/01/96      131,840.00
                                                                                         5.40      05/01/01      138,240.00
---------------------------------------------------------------------------------------------------------------------------
Available                         647- 30  4,550                                         0.00                          0.00
---------------------------------------------------------------------------------------------------------------------------
VIDEO SUPERSTORE
SCOTT ENTERTAINMENT INC.          647- 30  4,550             11/01/94   10/31/97         0.00                          0.00
                                                                                         0.00                          0.00
                                                                                         4.25      11/01/92       19,337.40
                                                                                         4.50      11/01/93       20,475.00
                                                                                         5.00      11/01/94       22,752.00
---------------------------------------------------------------------------------------------------------------------------
VARIETY WHOLESALERS #804
VARIETY WHOLESALERS, INC. (MAX    647- 60 14,300             04/01/96   03/31/99         1.68      05/01/90       24,000.00
                                                                                         2.00      04/01/96       28,599.96
---------------------------------------------------------------------------------------------------------------------------
SHOE SHOW
THE SHOE SHOW OF ROCKY MOUNT,     647- 70  2,800             04/01/97   03/31/02         6.00      05/01/92       16,800.00
---------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY              REIMBURSEMENTS                        RENEWAL OPTIONS          PERCENT RENT
                                   Tax   Base    Ins    Base     CAM   Base                         per       Pcnt of   Amount   Nat
Tenant Name                       Recov  Year   Recov   Year    Recov  Year    Begin       End     SF/YR  Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
BI-LO, INC. #173
BI-LO, INC.                        Full      0   Full       0    Full  0    05/01/06   04/30/16    5.95      0.75  16,213,000   Y
                                                                            05/01/11   04/30/16    6.25      0.75           0   Y
                                                                            05/01/16   04/30/21    6.55      0.75  16,896,000   Y
                                                                            05/01/21   04/30/26    6.85      0.75           0   Y
                                                                            05/01/26   04/30/31    7.20      0.75           0   Y
                                                                            05/01/31   04/30/36    7.55      0.75  17,578,700   Y
                                                                                                   0.00      0.75  18,432,000   Y
------------------------------------------------------------------------------------------------------------------------------------
Available                                                                                          0.00      0.00           0
------------------------------------------------------------------------------------------------------------------------------------
VIDEO SUPERSTORE
SCOTT ENTERTAINMENT INC.           Full      0   Full       0    Full  0    11/01/97   10/31/00    0.00      0.00           0
                                                                                                   0.00      0.00           0
                                                                                                   0.00      0.00           0
                                                                                                   0.00      0.00           0
                                                                                                   0.00      0.00           0
------------------------------------------------------------------------------------------------------------------------------------
VARIETY WHOLESALERS #804
VARIETY WHOLESALERS, INC. (MAX     PRS   1990    PRS    1990     Full  0                           0.00      3.00     800,000   Y
                                                                                                   0.00      3.00     953,300   Y
------------------------------------------------------------------------------------------------------------------------------------
SHOE SHOW
THE SHOE SHOW OF ROCKY MOUNT,      Full      0   Full       0    Full  0                           0.00      0.00           0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 113

Property:  TRI-COUNTY PLAZA - (NEW)
           1075 FRANKLIN SPRINGS ROAD
           ROYSTON, GA 30662-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

---------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
---------------------------------------------------------------------------------------------------------------------------
SHOE SHOW
THE SHOE SHOW OF ROCKY MOUNT,     647- 70  2,800             04/01/97   03/31/02         6.80      04/01/97       19,040.04
---------------------------------------------------------------------------------------------------------------------------
CLOTHING STORE (TO BE NAMED)
RHONDA SORRELLS                   647- 80  1,050             01/01/97   12/31/99         5.50      01/01/97        5,775.00
                                                                                         6.00      01/01/98        6,300.00
                                                                                         6.25      01/01/99        6,562.56
---------------------------------------------------------------------------------------------------------------------------
GOLDEN IMAGE
MR. WILLIAM WOODALL AND DENIS     647- 90  1,000             05/01/94   04/30/97         6.00      05/01/94        6,000.00
---------------------------------------------------------------------------------------------------------------------------
ADAM & EVE HAIR DESIGN
GRANT TYNER                       647- 100   900             02/01/96   01/31/99        10.00      02/01/96        9,000.00

---------------------------------------------------------------------------------------------------------------------------
PIZZA KING
MR. DONALD E. JOHNSON             647- 110 1,800             06/01/94   05/31/97         0.00                          0.00
                                                                                         0.00                          0.00
                                                                                         4.50      06/01/94        8,100.00
                                                                                         5.00      06/01/95        9,000.00
                                                                                         6.00      06/01/96       10,800.00
---------------------------------------------------------------------------------------------------------------------------
PEKING PALACE
ANTHONY VUONG OF VUONG'S MANA     647- 130 3,600             01/15/94   08/31/98         0.00                          0.00
                                                                                         0.00                          0.00
                                                                                         4.60      09/01/93       16,560.00
                                                                                         6.77      05/01/94       24,360.00
                                                                                         7.27      09/01/96       26,160.00
---------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY              REIMBURSEMENTS                        RENEWAL OPTIONS          PERCENT RENT
                                   Tax   Base    Ins    Base     CAM   Base                         per       Pcnt of   Amount   Nat
Tenant Name                       Recov  Year   Recov   Year    Recov  Year    Begin       End     SF/YR  Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
SHOE SHOW
THE SHOE SHOW OF ROCKY MOUNT,      Full      0   Full       0    Full  0                           0.00      0.00           0
------------------------------------------------------------------------------------------------------------------------------------
CLOTHING STORE (TO BE NAMED)
RHONDA SORRELLS                    Full      0   Full       0    Full  0                           0.00      0.00           0
                                                                                                   0.00      0.00           0
                                                                                                   0.00      0.00           0
------------------------------------------------------------------------------------------------------------------------------------
GOLDEN IMAGE
MR. WILLIAM WOODALL AND DENIS      Full      0   Full       0    Full  0                           0.00      5.00     175,000
------------------------------------------------------------------------------------------------------------------------------------
ADAM & EVE HAIR DESIGN
GRANT TYNER                        Full      0   Full       0    Full  0                           0.00      0.00           0

------------------------------------------------------------------------------------------------------------------------------------
PIZZA KING
MR. DONALD E. JOHNSON              Full      0   Full       0    Full  0    06/01/97   05/31/00    0.00      5.00     225,000
                                                                                                   0.00      5.00           0
                                                                                                   0.00      5.00           0
                                                                                                   0.00      5.00           0
                                                                                                   0.00      5.00           0
------------------------------------------------------------------------------------------------------------------------------------
PEKING PALACE
ANTHONY VUONG OF VUONG'S MANA      Full      0   Full       0    Full  0    09/01/98   08/31/03    0.00      3.00     592,000
                                                                                                   0.00      3.00           0
                                                                                                   0.00      3.00           0
                                                                                                   0.00      3.00           0
                                                                                                   0.00      3.00           0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 114

Property:  TRI-COUNTY PLAZA - (NEW)
           1075 FRANKLIN SPRINGS ROAD
           ROYSTON, GA 30662-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

---------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
---------------------------------------------------------------------------------------------------------------------------
FIRST FRANKLIN FINANCIAL CORP
1ST FRANKLIN FINANCIAL CORPOR     647- 160 1,200             09/01/94   08/31/99         0.00                          0.00
                                                                                         6.00      09/01/92        7,200.00
                                                                                         0.00                          0.00
                                                                                         7.00      09/01/94        8,400.00
                                                                                         8.00      09/01/97        9,600.00
---------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occ           56,790                            Current Annual Base Rent           268,367.04
                              Ava            6,720
                              Total.....    63,510

------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY              REIMBURSEMENTS                        RENEWAL OPTIONS          PERCENT RENT
                                   Tax   Base    Ins    Base     CAM   Base                         per       Pcnt of   Amount   Nat
Tenant Name                       Recov  Year   Recov   Year    Recov  Year    Begin       End     SF/YR  Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
FIRST FRANKLIN FINANCIAL CORP
1ST FRANKLIN FINANCIAL CORPOR      PRS   1989    PRS    1989     Full  0    09/01/94   08/31/99    7.00      0.00           0
                                                                            09/01/99   08/31/04    8.00      0.00           0
                                                                                                   0.00      0.00           0
                                                                                                   0.00      0.00           0
                                                                                                   0.00      0.00           0
------------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY
-------------------------------

                               [GRAPHIC OMITTED]

US Highway #29 - Facing West

                               [GRAPHIC OMITTED]

US Highway #29 - Facing East

                               [GRAPHIC OMITTED]

View of Entrance to Subject from US Highway #29

                               [GRAPHIC OMITTED]

View of Entrance to Subject from Springdale Drive

                               [GRAPHIC OMITTED]

Front view of Subject Property

                               [GRAPHIC OMITTED]

Front View of Subject Property

                               [GRAPHIC OMITTED]

Side View of Subject Property

                               [GRAPHIC OMITTED]

Rear View of Subject Property

                               [GRAPHIC OMITTED]

Rear View of Subject Property

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                Market Study of:

                                 STEPHENS PLAZA
                                 SHOPPING CENTER

                              328 South Big A Road
                        Toccoa, Stephens County, Georgia







                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                   May 8, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]



                                  May 12, 1997


Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:      Market Study
         Stephens Plaza
         328 South Big A Road
         Toccoa, Stephens County, Georgia

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 8,1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 47,850 square feet of leaseable area. The center was constructed in 1989 and the anchor tenant is Bi-Lo with nine smaller shops. The subject property is currently 100 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                             Respectfully submitted,

                             O. MARSHALL DODDS COMPANY, INC.

                             /s/ O. Marshall Dodds
                             ------------------------------
                             O. Marshall Dodds, MAI
                             State Certified General
                             Real Estate Appraiser (CG-356)

OMD:mm

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

The City of Toccoa is the county seat of Stephens County, Georgia. It is located in northeast Georgia adjacent to the South Carolina line at the head waters of Lake Hartwell and is approximately 100 miles northeast of Atlanta's metro area and 63 miles southwest of Greenville, South Carolina. Toccoa is on the main line of Norfolk-Southern Railway and is 15 miles north of I-85. Highways serving the area include US Highway #124, and Georgia Highways #13, #17, #106 and #184. The unemployment rate for Stephens County as of 1994 was 5.1% and Georgia had an unemployment rate of 5.2%. The population of Stephens County in 1995 (most recent) was 25,000 and 15.9 percent of the population were over 65 years of age. The average per capita income was $15,577 in 1993 (most recent). Retail sales in the county totaled $171 million for 1992.

Neighborhood and Site

The subject neighborhood is located in the eastern central portion of Toccoa around the intersection of Big A Road and Curreahee Street. The Toccoa Chamber of Commerce is located in the subject neighborhood. Other commercial uses include Wendy's, Arby's, Subway, Amoco and BP convenience markets/self-service gasoline stations, Badcock Home Furnishings, Shoney's restaurant and inn, Taco Bell, Little Ceasar's Pizza, Baskin Robbins, McDonald's, the Ingle's Plaza, Pizza Hut and others. Commercial properties are concentrated on the major thoroughfares with residential properties being located off of these thoroughfares. A few of the residential subdivisions located in the subject neighborhood include Hillendale, Meadowbrook, Pine Valley, Poplar Street, Valley Drive, Green Acres and Ridgeview Heights. The major traffic artery running through the neighborhood would be Georgia Highway #17 or Big A Road. This is a heavily traveled road running in an southeast-northwest direction. The downtown central business district is located just northwest of the subject neighborhood. It is typical of most downtown sections with several municipal buildings such as the Stephens County Courthouse, City Hall and Post Office. There is an open pedestrian mall located along two blocks of the downtown area. The railroad generally runs in an east-west direction, with the train station being located in the downtown area. The subject neighborhood has historically been the commercial sector of the county, with commercial developments dating back to the 1970's, such as the Big A Shopping Center.

Physical features are as follows:

1.  Size                    6.64  acres or 289,238 square feet

2.  Identity                328 South Big A Road
                            TMS #T-20 Parcel #7

3.  Shape                   irregular

4.  Topography              generally level, sloping downward from Big A Road

5.  Accessibility           good from either direction

6.  Utilities               municipal

Physical Description

Building features are as follows:

1.  Size (net)              47,850 square feet

2.  Layout & Design         1 story-food store and nine shops

3.  Parking Spaces          264
                            5.52 per 1,000 square feet of net area

4.  Construction            brick and glass front with concrete block on side
                            and rear and metal seamed roof

Market Position and Marketability Conclusions

The City of Toccoa contains five shopping centers and a free-standing Wal-Mart store. In addition to the subject, the Towne Plaza is also located in Toccoa on Big A Road with Quality Foods and Eckerd Drugs as major tenants. It was constructed in 1975. There are four vacant stores in this center and Wal-Mart vacated its store several years ago. The Toccoa Plaza is an older center that is in need of renovation. The YMCA occupies a store as well as the Salvation Army. Bi-Lo and Eckerd Drugs vacated this center as did most of the shops afterward. The Big A Shopping Center was constructed in 1973 and contains 90,000 square feet of space. The major tenant in this center is Save-A-Lot and there are two vacant stores. The Ingles Plaza is one of the newest centers in Toccoa having been built in 1986. Ingles, Revco and a free-standing Belk store are the tenants in this center. In the late 1980's, a tornado damaged the Revco center which was subsequently rebuilt. No new properties are under construction or planned for this area at this time.

The City of Lavonia is located approximately 20 miles to the south of Toccoa and is considered to be smaller than Toccoa. It contains three shopping centers. The Silo Shopping Center contains 56,720 square feet and was constructed in 1986. Lavonia Foods, Farmer's Furniture and Rite Aid are the anchor tenants in this center with seven smaller shops. This center is currently 100 percent occupied. The rental range is from $6.00 to $7.00 per square foot. Dill's Plaza is located in Lavonia with the anchor tenant being Dill's Food City. There are seven smaller shops and the rental rate range for this center is thought to be approximately $2.00 to $3.00. It is also 100 percent occupied as of the date of this study. The third center located in Lavonia is the Suburban Shopping Center which first opened in 1962 and contains approximately 23,600 square feet. There are eight small shops in addition to the anchor tenant which is Foodland. The rental range for this center is from $2.00 to $3.00 per square foot.

The subject property is in the middle of the neighborhood. The location of subject is convenient to the single family and multi-family dwellings that are located throughout the neighborhood. Georgia Highway #17 is the major traffic artery running through the area.

The subject property has nine shops with rental rates ranging from $6.00 to $11.30 per square foot. These are thought to be reasonable rental rates for the neighborhood because this center is the one of the newest in Toccoa and has maintained a relatively high occupancy rate. The rental rate for the Bi-Lo is $5.95 per square foot. Overage rentals are being received from Bi-Lo.

The subject property is presently operating at a high occupancy rate. The location of subject is strategic within the neighborhood and convenient to the shoppers throughout the neighborhood.

Trends

The subject property is located in the eastern central section of Toccoa. The neighborhood is continuing to develop and contains several single family as well as multi-family dwellings. Commercial developments are located along the major traffic arteries.

The demand and desirability for the neighborhood has been good. All trends are favorable at this time and expected to continue.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

================================================================================

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION
                                 SUBJECT               COMPARABLE 1            COMPARABLE 2            COMPARABLE 3
                                 -------               ------------            ------------            ------------
1.  Identification
     a.  Name                    Stephens Plaza        Towne Plaza             Big A SHC               Silo Shopping Center
                                 --------------------  ----------------------  ---------------------   ----------------------------
                                                                               Big A Road at
     b.  Street                  Big A Road            South Big A Road        Collins Road            I-85 at Highway #17
                                 --------------------  ----------------------  ---------------------   ----------------------------
     c.  City                    Toccoa, GA            Toccoa, GA              Toccoa, GA              Lavonia, GA
                                 --------------------  ----------------------  ---------------------   ----------------------------
     d.  Distance from subject   N/A                   1/2 mile                1/2 mile                  20 miles
                                 --------------------  ----------------------  ---------------------   ----------------------------
     e.  Contact                 Edens & Avant, Inc.   George Bright           Blake P. Garrett, Jr.   N/A
                                 --------------------  ----------------------  ---------------------   ----------------------------
     f.  Phone                   (803) 779-4420        (423) 755-8830          (864) 862-3501          N/A
                                 --------------------  ----------------------  ---------------------   ----------------------------
2.  Attributes
     a.  Year built              1989                  1975                    1973                    1986
                                 --------------------  ----------------------  ---------------------   ----------------------------
     b.  Net sq. Ft.             47,850                73,000                  90,000                  56,720
                                 --------------------  ----------------------  ---------------------   ----------------------------
     c. # building               1                     1                       2                       1
                                 --------------------  ----------------------  ---------------------   ----------------------------
     d. #stories                 1                     1                       1                       1
                                 --------------------  ----------------------  ---------------------   ----------------------------
     e. Avg. Floor plate size
         (sq. Ft.), if office    N/A                   N/A                     N/A                     N/A
                                 --------------------  ----------------------  ---------------------   ----------------------------
     f. # elevators              N/A                   N/A                     N/A                     N/A
                                 --------------------  ----------------------  ---------------------   ----------------------------
     g. Parking                  Adequate              Adequate                Adequate                Adequate
                                 --------------------  ----------------------  ---------------------   ----------------------------
     h. Construction Type        Brick/Concrete Block  Brick/Concrete Block    Brick/Concrete Block    Brick/Concrete Block
                                 --------------------  ----------------------  ---------------------   ----------------------------
     I.  Vacancy %               0%                    14.38%                  7.2%                    0%
                                 --------------------  ----------------------  ---------------------   ----------------------------
     j.  Anchors, if Retail      Bi-Lo                 Quality Foods, Eckerd   Save-A-Lot Foods        Farmers Furniture, Rite Aid
                                 --------------------  ----------------------  ---------------------   ----------------------------

Comments:  Comparables #1 and #2 are located in subject neighborhood.
           Comparable #3 is located in Lavonia which is similar to Toccoa in northeast Georgia. Comparables #2 and #3 are experiencing relatively high occupancy rates at this time.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

================================================================================

B.  RENTAL INFORMATION
                                        SUBJECT        COMPARABLE 1             COMPARABLE 2          COMPARABLE 3
                                        -------        ------------             ------------          ------------
1.  Asking Rental Rate
     a.  Anchor Space            N/A                   N/A                      N/A                   N/A
                                 -------------------   -----------------------  --------------------  ---------------------------
     b.  Shop Space              $6.00 - $11.30        $5.00 - $8.00            $4.00 - $7.50         $6.00 - $7.00
                                 -------------------   -----------------------  --------------------  ---------------------------
2.  Lease Type (Gross/Net)       Triple Net            Triple Net               Triple Net            Triple Net
                                 -------------------   -----------------------  --------------------  ---------------------------
3.  Rent Concessions             None                  None                     None                  None
                                 -------------------   -----------------------  --------------------  ---------------------------
4.  Effective Rent               $6.00 - $11.30        $5.00 - $8.00            $4.00 - $7.50         $6.00 - $7.00
                                 -------------------   -----------------------  --------------------  ---------------------------
5.  TI Allowance                 None                  None                     None                  None
                                 -------------------   -----------------------  --------------------  ---------------------------
6.  Expense Stop                 None                  None                     None                  None
                                 -------------------   -----------------------  --------------------  ---------------------------
7.  Length of Lease Term         3 - 5 years (shops)   3 - 5 years (shops)      3 - 5 years (shops)   3 - 5 years (shops)
                                 -------------------   -----------------------  --------------------  ---------------------------
8.  Commissions                  5.00% to 7.00%        5.00% to 7.00%           5.00% - 7.00%         5.00% - 7.00%
                                 -------------------   -----------------------  --------------------  ---------------------------
9.  Percentage Rent                                                                                   Farmers Furniture, Rite
      (per lease terms)          Bi-Lo                 Quality Foods, Eckerd    Save-A-Lot Foods      Aid
                                 -------------------   -----------------------  --------------------  ---------------------------
10. Historical Annual
      Absorption/sq.ft.          N/A                   N/A                      N/A                   N/A
                                 -------------------   -----------------------  --------------------  ---------------------------
11. Annual Operating Expense
psf (Including taxes)
                                 N/A                   N/A                      N/A                   N/A
                                 -------------------   -----------------------  --------------------  ---------------------------

C.  RANK RELATIVE
    TO  SUBJECT
    (inferior, similar,
    superior)                    N/A                   Inferior                 Inferior              Similar
                                 -------------------   ----------------------   --------------------  ---------------------------

D. EXPLAIN RANKING/COMMENTS:    Subject is located in a larger city than
                                Comparable #3. However, the centers are
                                generally similar in size and number of tenants.
                                Comparables #1 and #2 are ranked inferior to subject because they are older centers than subject. The rental rates that are being received are lower than those of subject. Also, the Bi-Lo which occupies space at subject is a high credit tenant.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================

                               [GRAPHIC OMITTED]


Name:                               Towne Plaza
Location:                           South Big A Road
                                    Toccoa, GA
Year Built:                         1975
Total Size:                         73,000 SF
Vacant Space:                       10,497 SF
Vacancy Rate:                       14.38%
Rental Range:                       $5.00 - $8.00
Tenant Expenses:                    Triple Net


Remarks: Quality Foods and Eckerd are the major tenants. Located on Georgia Highway #17 which is a heavily traveled road.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]


Name:                               Big A Shopping Center
Location:                           Big A Road at Collins Road
                                    Toccoa, GA
Year Built:                         1973
Total Size:                         90,000 SF
Vacant Space:                       6,480 SF
Vacancy Rate:                       7.2%
Rental Range:                       $4.00 - $7.50
Tenant Expenses:                    Triple Net

Remarks: Major tenant is Save-A-Lot Foods. This is an older center in Toccoa.

Comparable Rental No. 3
================================================================================

                               [GRAPHIC OMITTED]


Name:                               Silo Shopping Center
Location:                           I-85 at Highway #17
                                    Lavonia, GA
Year Built:                         1986
Total Size:                         56,720
Vacant Space:                       None
Vacancy Rate:                       0%
Rental Range:                       $6.00 - $7.00
Tenant Expenses:                    Triple Net

Remarks: Major tenants are Farmer's Furniture and Rite Aid Pharmacy. This is one of the newest centers in Lavonia and has operated at a high occupancy rate.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
================================================================================

II.  SALES COMPARABLES
                                         SUBJECT             COMPARABLE 1                COMPARABLE 2
                                         -------             ------------                ------------
1.   Identification
                                                                                         Lexington Triangle
     a.  Name                    Stephens Plaza              Barnwell Plaza              Village
                                 ------------------------    ------------------------    --------------------------

     b.  Street Address          Big A Road                  1019 Dunbarton Blvd.        Sunset Blvd. & Lake Dr.
                                 ------------------------    ------------------------    --------------------------
     c.  City                    Toccoa, GA                  Barnwell, SC                Lexington, SC
                                 ------------------------    ------------------------    --------------------------
     d.  Distance from Subject   N/A                         120 miles                   100 miles
                                 ------------------------    ------------------------    --------------------------
2.  Attributes
     a.  Year Built              1989                        1985                        1985
                                 ------------------------    ------------------------    --------------------------
     b.  Net sq. feet            47,850                      70,725                      115,754
                                 ------------------------    ------------------------    --------------------------
     c. # Buildings              1                           1                           1
                                 ------------------------    ------------------------    --------------------------
     d. # of Stories             1                           1                           1
                                 ------------------------    ------------------------    --------------------------
     e. Vacancy %                0%                          9.00%                       1.3%
                                 ------------------------    ------------------------    --------------------------
3.  Sales Information
     a.  Sales Price             N/A                         $2,860,620                  $4,489,380
                                 ------------------------    ------------------------    --------------------------
     b.  Sales Price PSF         N/A                         $40.45                      $38.78
                                 ------------------------    ------------------------    --------------------------
     c. Cap. Rate                N/A                         01-01-95                    01-31-95
                                 ------------------------    ------------------------    --------------------------
     d. Date                     N/A                         330,327                     480,919
                                 ------------------------    ------------------------    --------------------------
     e.  NOI at time of Sale     N/A                         11.55%                      10.71%
                                 ------------------------    ------------------------    --------------------------
4.  Rank Relative to Subject
     (inferior, similar,
          superior)              N/A                         similar                     similar
                                 ------------------------    ------------------------    --------------------------

II.  SALES COMPARABLES
                                   COMPARABLE 3               COMPARABLE 4
                                   ------------               ------------
1.   Identification

     a.  Name                      Hampton Plaza              Cumberland Plaza
                                   -----------------------    ----------------------
                                   2864 Wilma Randolph        209 New Swithville
     b.  Street Address            Blvd.                      Hwy.
                                   -----------------------    ----------------------
     c.  City                      Clarksville, TN            McMinnville, TN
                                   -----------------------    ----------------------
     d.  Distance from Subject     200 miles                  215 miles
                                   -----------------------    ----------------------
2.  Attributes
     a.  Year Built                1988                       1988
                                   -----------------------    ----------------------
     b.  Net sq. feet              189,302                    143,951
                                   -----------------------    ----------------------
     c. # Buildings                1                          1
                                   -----------------------    ----------------------
     d. # of Stories               1                          1
                                   -----------------------    ----------------------
     e. Vacancy %                  0%                         4.3%
                                   -----------------------    ----------------------
3.  Sales Information
     a.  Sales Price               $6,150,000                 $5,225,050
                                   -----------------------    ----------------------
     b.  Sales Price PSF           $23.24                     $36.30
                                   -----------------------    ----------------------
     c. Cap. Rate                  12-26-95                   12-26-95
                                   -----------------------    ----------------------
     d. Date                       753,627                    693,726
                                   -----------------------    ----------------------
     e.  NOI at time of Sale       12.25%                     13.28%
                                   -----------------------    ----------------------
4.  Rank Relative to Subject
     (inferior, similar,
          superior)                superior                   superior
                                   -----------------------    ----------------------

Explain Ranking/Comments:       Comparables #3 and #4 are ranked superior to
                                subject. The reason for this is because of the
                                size and location of these comparables being
                                superior to subject. Comparable #1 is located in
                                a commercial area that is the same size as
                                subject.


COMPARABLE IMPROVED SALES

Comparable Sale No. 1
================================================================================

                               [GRAPHIC OMITTED]


TMS                       072- 06- 04- 11, 20
NAME                      Barnwell Plaza
LOCATION                  1019 Dunbarton Boulevard, Barnwell, SC
GRANTOR                   1994 N1 SC Associates, LP
GRANTEE                   Tri Centers, LP
DEED REFERENCE            Book 282/Page 137
DATE                      Jan 31, 1995
SALES PRICE               $2,860,620
ADJUSTED SALES PRICE      $2,860,620
SIZE BUILDING             70,725
SALES PRICE PER S.F.      $40.45
SIZE LAND (ACRES)         11.28
SIZE LAND (S.F.)          491,357
YEAR BUILT                1985
LAND/BUILDING RATIO       6.95 To 1
ZONING                    Commercial
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $399,045
GROSS INCOME MULTIPLE     7.17
EGIM                      7.17
NET OPERATING INCOME      $330,327
OVERALL RATE              11.55%
TYPE OF PURCHASER         Private Investor

COMMENTS:                 This is a good quality community
                          shopping center located in the town of Barnwell in Barnwell County (pop. 20,000) in western
                          South Carolina. Approximately 91% of the center was comprised of anchor space, including
                          Wal-Mart (34,875 SF), Food Lion (21,000 SF) and
                          Revco Drugs (8,450 SF). The income and expense data here is based on the center's actual performance at the time of sale, and include approximately $0.50 SF in overage rents from Wal-Mart and $0.10 SF in reserves.

(590)

Comparable Sale No. 2
================================================================================

                               [GRAPHIC OMITTED]


NAME                      Lexington Triangle Village
LOCATION                  U.S. 378 and North Lake Drive (SC #6), Lexington, SC
GRANTOR                   1994 N1 SC Associates
GRANTEE                   Tri Centers, LP
DEED REFERENCE            Book 3260, Page 199
DATE                      Jan 31, 1995
SALES PRICE               $4,489,380
ADJUSTED SALES PRICE      $4,489,380
SIZE BUILDING             115,754
SALES PRICE PER S.F.      $38.78
SIZE LAND (ACRES)         12.51
SIZE LAND (S.F.)          544,936
YEAR BUILT                1985
LAND/BUILDING RATIO       4.71 To 1
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $607,469
GROSS INCOME MULTIPLE     7.39
EGIM                      7.39
NET OPERATING INCOME      $480,919
OVERALL RATE              10.71%
TYPE OF PURCHASER         Private Investor

COMMENTS:                 This center is anchored by Wal-Mart (65,904 SF)
                          and Food Lion (25,000 SF) and there are 7 local shops totaling 24,850 SF (21.5 percent). At the time of sale, the center was 98.7 percent occupied with only 2,000 SF vacant. Wal-Mart has a base rent of $3.55 and the lease expires
                          11/05. Currently, Wal-Mart is paying about $0.50 per SF overage rent and Wal-Mart is expected to leave the center in the near future as no expansion room is available. The estimated cap rate excludes potential overage rent form
                          Wal-Mart and only excludes income from the 2,000
                          SF vacant bay. Projected expenses include $0.10 per SF reserves. The center is masonry with brick front and metal mansard canopy roof and in average condition. No outparcels were included with this sale.

(763)

Comparable Sale No. 3
================================================================================

                               [GRAPHIC OMITTED]


NAME                      Hampton Plaza
LOCATION                  2864 Wilma Rudolph Boulevard, Clarksville, TN
GRANTOR                   Aetna Life Insurance Company
GRANTEE                   Hampton II, LP
DEED REFERENCE            Book 580, Page 1793
DATE                      Dec 26, 1995
SALES PRICE               $6,150,000
ADJUSTED SALES PRICE      $6,150,000
SIZE BUILDING             189,302
SALES PRICE PER S.F.      $32.49
SIZE LAND (ACRES)         23.24
SIZE LAND (S.F.)          1,012,334
YEAR BUILT                1988
LAND/BUILDING RATIO       5.35 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    C-3, Shopping Center District
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $937,119
GROSS INCOME MULTIPLE     6.37
EGIM                      6.56
NET OPERATING INCOME      $753,627
OVERALL RATE              12.25%
TYPE OF PURCHASER         Private Investor

COMMENTS:                 This is a community shopping center with
                          Wal-Mart as a major tenant prior to a new
                          Wal-Mart Superstore being built on the same block. While Wal-Mart remains liable for the lease, the store is vacant. The remainder of the center is occupied.

(759)

Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]


NAME                      Cumberland Plaza
LOCATION                  209 New Smithville Highway, McMinnville, TN
GRANTOR                   Aetna Life Insurance
GRANTEE                   Cumberland II, LP
DEED REFERENCE            Book 287, Page 204
DATE                      Dec 26, 1995
SALES PRICE               $5,225,050
ADJUSTED SALES PRICE      $5,225,050
SIZE BUILDING             143,951
SALES PRICE PER S.F.      $36.30
SIZE LAND (ACRES)         19.64
SIZE LAND (S.F.)          855,518
YEAR BUILT                1988
LAND/BUILDING RATIO       5.94 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    C-3, Highway Commercial District
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $875,830
GROSS INCOME MULTIPLE     5.79
EGIM                      5.97
NET OPERATING INCOME      $693,726
OVERALL RATE              13.28%
TYPE OF PURCHASER         Private Investor

COMMENTS:                 This is a community shopping center. Wal-Mart
                          was the major tenant and remains liable for the lease for the remaining term. A new Wal-Mart
                          Superstore was built one block west of this property.

(762)

ADDENDA

o  Stephens County Demographics
o  Comparables Rental Map
o  Comparables Sales Map
o  Building Layout
o  Rent Roll
o  Photographs of Subject

USA COUNTIES 1996
Geographic Area: Stephens, GA (13257)
Table: GENERAL PROFILE
--------------------------------------------------------------------------------
POPULATION AND HOUSING (Bureau of the Census) Total resident population:
    1995 .............................................................  25,000
      Percent 65 years and over ......................................    15.9
    1990 .............................................................  23,436
    1980 .............................................................  21,761
  Occupied housing units, 1990 .......................................   8,949
    Percent owner occupied ...........................................    72.9
BIRTHS AND DEATHS (National Center for Health Statistics)
  Births, 1993 .......................................................     323
    Per 1,000 resident population ....................................    13.2
    Percent to mothers under 20 years of age .........................    15.5
  Deaths, 1993 .......................................................     252
    Per 1,000 resident population ....................................    10.3
  Infant deaths per 1,000 live births, 1993 ..........................    21.7
EDUCATION (Bureau of the Census)
  Persons 25 years and over, 1990 ....................................  15,013
    Percent high school graduates ....................................    60.1
    Percent college graduates ........................................    13.1
LABOR FORCE (Bureau of Labor Statistics)
  Civilian labor force, 1994 .........................................  12,280
    Percent unemployed ...............................................     5.1
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
  Total establishments, 1993 .........................................     586
    Percent retail trade .............................................    28.0
    Percent services .................................................    30.5
  Paid employees, 1993 (pay period including March 12) ...............  10,008
  Annual payroll, 1993 ($1,000) ...................................... 174,423
PERSONAL INCOME (Bureau of Economic Analysis)
  Total personal income, 1993 ($1,000) ............................... 380,581
    Per capita (dollars) .............................................  15,577
AGRICULTURE (Bureau of the Census)
  Number of farms, 1992 ..............................................     172
    Land in farms as percent of total land ...........................      14
RETAIL TRADE (Bureau of the Census)
  Retail sales, 1992 ($1,000) ........................................ 171,523
    Per capita (dollars) .............................................   7,135
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
  Number of offices, June 30, 1994                                           5
    Total deposits ($1,000) .......................................... 152,610
SOCIAL PROGRAMS (Social Security Administration)
  Total Social Security recipients, December 1993 ....................   5,505
    Retired workers ..................................................   3,245
  Supplementary Security Income recipients, December 1994 ............     991
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
 Total direct expenditures or obligations per capita:
    1994 (dollars) ...................................................   3,509
    1990 (dollars) ...................................................   2,730
--------------------------------------------------------------------------------
  (NA) Not available. (D) Avoid disclosure of confidential information. (X) Not applicable. (S) Does not meet publication standards.
  (Z)  Value > 0 but < half unit of measure shown.
  NOTE: 0 data may indicate geographic/data footnotes.

  Source:    U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

                               [GRAPHIC OMITTED]


                             COMPARABLE RENTALS MAP

                               [GRAPHIC OMITTED]


                             COMPARABLE SALES MAP

                                   ---------
                                   SITE PLAN
                                   ---------


                               [GRAPHIC OMITTED]

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 117

Property:  STEPHENS PLAZA
           328 SOUTH BIG A ROAD
           TOCCOA, GA 30577-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
ALL STAR VIDEO, INC.
ALL STAR VIDEO, INC.             649-10     4,225             06/12/97   06/30/02         0.32     06/12/97     1,337.92
                                                                                          0.00                      0.00
                                                                                          6.00     07/01/97    25,350.00
                                                                                          6.50     07/01/00    27,462.48
------------------------------------------------------------------------------------------------------------------------
CELLULAR ONE
CELLCO PARTNERSHIP/BELL ATLAN    649-20     1,300             03/17/96   03/31/99         0.00                      0.00
                                                                                          0.00                      0.00
                                                                                          0.00                      0.00
                                                                                          8.00     04/01/96    10,400.04
------------------------------------------------------------------------------------------------------------------------
TOCCOA CLINIC MEDICAL ASSOC.
TOCCOA CLINIC MEDICAL ASSOCIA    649-30     1,625             02/12/97   02/28/01         8.00     03/01/97    13,000.08
                                                                                          0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
BAMBOO HOUSE
STEPHEN LEUNG RESTAURANT MGMT    649-40     2,400             03/01/93   02/28/98         0.00                      0.00
                                                                                          0.00                      0.00
                                                                                          7.18     03/01/93    17,220.00
                                                                                          7.43     03/01/94    17,820.00
                                                                                          7.68     03/01/96    18,420.00
------------------------------------------------------------------------------------------------------------------------
STEWART PHOTO
J.F. STEWART STEWART DISCOUNT    649-60     1,500             08/01/94   07/31/97         0.00                      0.00

------------------------------------------------------------------------------------------------------------------------------------
                                            REIMBURSEMENTS                        RENEWAL OPTIONS           PERCENT RENT
                                 Tax   Base    Ins    Base     CAM   Base                         per        Pcnt of   Amount   Nat
Tenant Name                     Recov  Year   Recov   Year    Recov  Year    Begin       End     SF/YR  Typ              Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
ALL STAR VIDEO, INC.
ALL STAR VIDEO, INC.           Full     0    Full     0     Full     0     07/01/02   06/30/05     0.00       0.00           0
                                                                                                   0.00       0.00           0
                                                                                                   0.00       0.00           0
                                                                                                   0.00       0.00           0
------------------------------------------------------------------------------------------------------------------------------------
CELLULAR ONE
CELLCO PARTNERSHIP/BELL ATLAN  Full     0    Full     0     Full     0     04/01/99   03/31/02     0.00       0.00           0
                                                                           09/30/97   09/30/97     0.00       0.00           0
                                                                                                   0.00       0.00           0
                                                                                                   0.00       0.00           0
------------------------------------------------------------------------------------------------------------------------------------
TOCCOA CLINIC MEDICAL ASSOC.
TOCCOA CLINIC MEDICAL ASSOCIA  Full     0    Full     0     Full     0     03/01/01   02/28/04     0.00       0.00           0
                                                                                                   0.00       0.00           0
------------------------------------------------------------------------------------------------------------------------------------
BAMBOO HOUSE
STEPHEN LEUNG RESTAURANT MGMT  Full     0    Full     0     Full     0     03/01/98   02/28/03     0.00       3.00     600,000
                                                                                                   0.00       3.00           0
                                                                                                   0.00       3.00           0
                                                                                                   0.00       3.00           0
                                                                                                   0.00       3.00           0
------------------------------------------------------------------------------------------------------------------------------------
STEWART PHOTO
J.F. STEWART STEWART DISCOUNT  Full     0    Full     0     Full     0     08/01/97   07/31/99     0.00       0.00           0

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 118
Property:  STEPHENS PLAZA
           328 SOUTH BIG A ROAD
           TOCCOA, GA 30577-0000
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual   Tax
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent  Recov
--------------------------------------------------------------------------------------------------------------------------------
STEWART PHOTO
J.F. STEWART STEWART DISCOUNT    649-60     1,500             08/01/94   07/31/97         0.00                      0.00   Full
                                                                                          6.00     08/01/92     9,000.00
                                                                                          6.36     08/01/94     9,540.00
--------------------------------------------------------------------------------------------------------------------------------
GOLD CRAFT JEWELERS
JOSEPH W. LAVELLE                649-70     1,200             02/01/95   01/31/98         0.00                      0.00   Full
                                                                                          8.25     03/01/92     9,900.00
--------------------------------------------------------------------------------------------------------------------------------
ARMY/MARINE RECRUITING OFFICE
DACA21-5-94-0500                 649-80     1,200             09/28/94   09/27/99        11.30     12/30/94    13,560.00   None
--------------------------------------------------------------------------------------------------------------------------------
MOUNTAIN MUSIC
MR. MIKE SUTTON                  649-90     3,000             05/01/95   04/30/00         0.00                      0.00   Full
                                                                                          0.00                      0.00
                                                                                          6.00     05/01/95    18,000.00
                                                                                          6.50     05/01/98    19,500.00
--------------------------------------------------------------------------------------------------------------------------------
BI-LO, INC. STORE #278
BI-LO, INC                       649-100   25,000             12/30/89   12/29/09         5.95     12/30/89   148,749.96   Full
                                                                                          0.00                      0.00
                                                                                          0.00                      0.00
                                                                                          0.00                      0.00
--------------------------------------------------------------------------------------------------------------------------------
CATO #77
THE CATO CORPORATION             649-110    6,400             07/12/94   01/31/01         0.00                      0.00   Full
                                                                                          3.56     01/01/95    22,800.00

--------------------------------------------------------------------------------------------------------------------------------
                                     REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount   Nat
Tenant Name                     Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over   Brk
--------------------------------------------------------------------------------------------------------------------------------
STEWART PHOTO
J.F. STEWART STEWART DISCOUNT    0    Full     0     Full     0                               0.00        0.00           0
                                                                                              0.00        0.00           0
                                                                                              0.00        0.00           0
--------------------------------------------------------------------------------------------------------------------------------
GOLD CRAFT JEWELERS
JOSEPH W. LAVELLE                0    Full     0     Full     0       02/01/98   01/31/01     0.00        3.00     350,000
                                                                                              0.00        3.00           0
--------------------------------------------------------------------------------------------------------------------------------
ARMY/MARINE RECRUITING OFFICE
DACA21-5-94-0500                 0    None     0    Fixed     0                               0.00        0.00           0
--------------------------------------------------------------------------------------------------------------------------------
MOUNTAIN MUSIC
MR. MIKE SUTTON                  0    Full     0     Full     0       05/01/00   04/30/05     0.00        5.00     450,000
                                                                                              0.00        5.00           0
                                                                                              0.00        5.00           0
                                                                                              0.00        5.00           0
--------------------------------------------------------------------------------------------------------------------------------
BI-LO, INC. STORE #278
BI-LO, INC                       0     PRS  1990    Fixed     0       12/30/09   12/29/14     5.95        1.00  14,875,000    Y
                                                                      12/30/14   12/29/19     5.95        1.00           0    Y
                                                                      12/30/19   12/29/24     5.95        1.00           0    Y
                                                                      12/30/24   12/29/29     5.95        1.00           0    Y
--------------------------------------------------------------------------------------------------------------------------------
CATO #77
THE CATO CORPORATION             0    Full     0     Full     0       02/01/01   01/31/06     7.93        5.00           0    Y
                                                                      02/01/06   01/31/11     8.50        5.00     456,000    Y

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 119

Property:  STEPHENS PLAZA
           328 SOUTH BIG A ROAD
           TOCCOA, GA 30577-0000
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
CATO #77
THE CATO CORPORATION             649-110    6,400             07/12/94   01/31/01         7.50     4/01/96     48,000.00



------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..    47,850                                Current Annual Base Rent    289,570.08
                              Available.         0
                              Total.....    47,850

------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY           REIMBURSEMENTS                        RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                         per         Pcnt of   Amount   Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year    Begin       End     SF/YR  Typ               Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
CATO #77
THE CATO CORPORATION          Full     0    Full     0     Full     0     02/01/11   01/31/16     9.00        5.00     960,000    Y



------------------------------------------------------------------------------------------------------------------------------------


PHOTOGRAPHS OF SUBJECT PROPERTY

                                [GRAPHIC OMITTED]

Georgia Highway #17 (Big A Road) - Facing Northwest



                                [GRAPHIC OMITTED]

Georgia Highway #17 (Big A Road) - Facing Southease

                                [GRAPHIC OMITTED]

Front View of Subject



                                [GRAPHIC OMITTED]

Front View of Subject

                                [GRAPHIC OMITTED]

Front View of Subject



                                [GRAPHIC OMITTED]

Front and Side View of Subject

                                [GRAPHIC OMITTED]

Rear View of Subject

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                Market Study of:

                                 NORTHSIDE PLAZA

                               318 North Boulevard
                                at Jasper Street
                     Clinton, Sampson County, North Carolina



                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                 April 30, 1997

                [LETTERHEAD OF O. MARSHALL DODDS COMPANY, INC.]


                                   May 1, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:      Market Study
         Northside Plaza
         318 North Boulevard
         at Jasper Street
         Clinton, Sampson County, North Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 30, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 80,030 square feet of leaseable area. The center was constructed in 1982 and the anchor tenants are Food Lion and Revco.
The subject property is currently 92.15 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.


                                            Respectfully submitted,

                                            O. MARSHALL DODDS COMPANY, INC.


                                            /s/ O. Marshall Dodds
                                            ----------------------------------

                                            O. Marshall Dodds, MAI
                                            State Certified General
                                            Real Estate Appraiser (CG-356)

OMD:mm

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Clinton is the county seat of Sampson County which is the largest county in North Carolina with respect to size. Being situated in the southeastern part of the state Sampson County is in an area known as the coastal plains. From Sampson County, the capital city of Raleigh is approximately 60 miles northwest and Wilmington, at the coast, is approximately 57 miles to the east. The unemployment rate for Sampson County as of 1994 was 5.3% and North Carolina had an unemployment rate of 4.0%. The population of Sampson County as provided by the Chamber of Commerce was 51,177 with a median age of 36.7 years. The average per capita income was $22,158. Industry and agricultural play an important role in the Sampson County economy. Sampson County ranked #1 in agriculture with an annual income of $513.5 million.

Neighborhood and Site

The subject neighborhood is located in the northern section of the City of Clinton near the intersection of North Boulevard and Beaman Street. The neighborhood is continuously growing and there are a number of single family dwellings located throughout the neighborhood. Commercial properties are located along US Highway #701 Business and SC Highway #403. The Sampson Regional Medical Center is also located in the neighborhood along Beaman Street. Several industries are situated to the west of the subject property including Fujicone Industries which is located in the Sampson Southeast Business Complex on North Boulevard which is being widened just west of the subject as of the date of this market study. The business district of Clinton is located approximately two miles to the south of the subject property.

Physical features are as follows:


1.  Size                            9.77 acres or 425,581 square feet

2.  Identity                        318 North Boulevard and Jasper Street
                                    TMS 12-0759020-01

3.  Shape                           irregular

4.  Topography                      generally level

5.  Accessibility                   good from either direction

6.  Utilities                       municipal

Physical Description

Building features are as follows:


1.  Size (net)                      80,030 square feet

2.  Layout & Design                 1 story-food store, drug store, seven shops

3.  Parking Spaces                  476
                                    5.95 per 1,000 square of net area

4.  Construction                    brick and glass front with concrete block
                                    on side and rear and metal seamed roof

Market Position and Marketability Conclusions

The Clinton area contains 5 retail structures. Coharie Plaza measures 126,605 square feet and is located at the intersection of Highways 24 and 421/ 701 which is in the southwestern section of Clinton. D.A. Kelly's (women's clothing) recently vacated a store in this center. Also, the Shamrock Plaza is located at this intersection and it contains 29,200 square feet. The Clinton Plaza is located on Northeast Boulevard or US Highway #701 Business and contains approximately 100,000 square feet. Advance Auto Parts and Family Dollar Stores recently occupied space in this center. First Union National Bank and Glam-O-Rama Dry Cleaners are located on outlots. The Jordan Shopping Center is located near the intersection of US Highway #701 Business and NC Highway #403 across from Clinton Plaza. It contains 93,150 square feet with two vacant stores. No new properties are under construction or planned for this area at this time.

The subject property is in the middle of the neighborhood being around the intersection of North Boulevard and Beaman Street. The location of subject is convenient to the single family dwellings that are located throughout the neighborhood. North Boulevard and Beaman Street are the major traffic arteries running through the area. The Jordan Shopping Center is located approximately two miles from subject near the intersection of US Highway #701 Business and NC Highway #403. This center has Piggly Wiggly as the major tenant and the rental rate for the shops ranges from $4.75 to $5.00 per square foot. The Clinton Plaza is across the street from the Jordan Shopping Center. The major tenants are Advance Auto Parts and Family Dollar. The rental rate for the shops ranges from $5.00 to $6.00 per square foot. The Coharie Plaza is located at the intersection of NC Highway #24 and US Highway #421/701. The major tenants are Belk, Roses and Revco Drug Store. D.A. Kelly's has recently vacated their store. The rental rate for the shops ranges from approximately $6.00 to $7.00 per square foot. The Shamrock Plaza is located almost adjacent to the Coharie Plaza. The major tenants are Piggly Wiggly and Eckerd Drug Store. The rental rate for the shops ranges from $4.50 to $5.00 per square foot.

The subject property has six shops with rental rates ranging from $2.25 to $6.75 per square foot. However, the majority of the rental rates range from $4.00 to $6.75 per square foot for the shops. These are thought to be reasonable rental rates for the neighborhood.

The rental rate for the Food Lion is $7.27 per square foot while the rental rate for the Revco Drug Store is $5.75 per square foot. Overage rentals are being received from the Revco Store.

The subject property has operated at a high occupancy rate and the developer/owner has renovated the center since it was originally constructed. The location of subject is strategic within the neighborhood and convenient to the shoppers throughout the neighborhood.

Trends

The subject property is located in the northern section of Clinton. The neighborhood is continuing to develop with several single family dwellings and some industrial use. Commercial developments are located along the major traffic arteries. The Sampson County Medical Center is located in the neighborhood.

The demand and desirability for the neighborhood has been good. All trends are favorable at this time and expected to continue.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

================================================================================
I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION


                                     SUBJECT              COMPARABLE 1            COMPARABLE 2            COMPARABLE 3
                                     -------              ------------            ------------            ------------
1.  Identification

    a.  Name                   Northside Plaza       Shamrock Plaza          Clinton Plaza           Jordan SHC
                               --------------------  ----------------------  ----------------------  --------------------
    b.  Street                 318 North Blvd. at    NC Hwy. #24 and US                              US Hwy. #701 N &
                               Jasper St.            Hwy. #701/421           Northeast Boulevard     NC Hwy. #403
                               --------------------  ----------------------  ----------------------  --------------------
    c.  City                   Clinton, NC           Clinton, NC             Clinton, NC             Clinton, NC
                               --------------------  ----------------------  ----------------------  --------------------
    d.  Distance from subject  N/A                   3 miles                 2 miles                 2 miles
                               --------------------  ----------------------  ----------------------  --------------------
    e.  Contact                                      Jesse & Elmon Lindsay,  Cope Commercial Realty
                               Edens Avant, Inc.     Owner                   Company                 Jordan SHC, Inc.
                               --------------------  ----------------------  ----------------------  --------------------
    f.  Phone                  (803) 779-4420        (910) 592-7611          (919) 778-5555          (910) 592-5481
                               --------------------  ----------------------  ----------------------  --------------------
2.  Attributes

    a.  Year built                                                                                   1959 Expanded &
                               1982                  1973, Renovated 1986    1975                    Renovated in 1986
                               --------------------  ----------------------  ----------------------  --------------------
    b.  Net sq. Ft.            80,030                29,200                  100,000                 93,150
                               --------------------  ----------------------  ----------------------  --------------------
    c. # building              1                     1                       3                       1
                               --------------------  ----------------------  ----------------------  --------------------
    d. #stories                1                     1                       1                       1
                               --------------------  ----------------------  ----------------------  --------------------
    e. Avg. Floor plate size
         (sq. Ft.), if office  N/A                   N/A                     N/A                     N/A
                               --------------------  ----------------------  ----------------------  --------------------
    f. # elevators             N/A                   N/A                     N/A                     N/A
                               --------------------  ----------------------  ----------------------  --------------------
    g. Parking                 Adequate              Adequate                Adequate                Adequate
                               --------------------  ----------------------  ----------------------  --------------------
    h. Construction Type       Brick/Concrete Block  Brick/Concrete Block    Brick/Concrete Block    Brick/Concrete Block
                               --------------------  ----------------------  ----------------------  --------------------
    I.  Vacancy %              7.85%                 0%                      0%                      6.44%
                               --------------------  ----------------------  ----------------------  --------------------
    j.  Anchors, if Retail     Food Lion, Revco      Piggly Wiggly , Eckerd  Advance Auto, Family $  Piggly Wiggly
                               --------------------  ----------------------  ----------------------  --------------------

                                     COMPARABLE 4
                                     ------------
1.  Identification
    a.  Name                     Coharie Plaza
                                 -----------------------
    b.  Street                   NC Hwy. #24 & US
                                 Hwy. #701/421
                                 -----------------------
    c.  City                     Clinton, NC
                                 -----------------------
    d.  Distance from subject    3 miles
                                 -----------------------
    e.  Contact
                                 Faison
                                 -----------------------
    f.  Phone                    (704) 331-2500
                                 -----------------------
2.  Attributes

    a.  Year built
                                 1977
                                 -----------------------
    b.  Net sq. Ft.              126,205
                                 -----------------------
    c. # building                1
                                 -----------------------
    d. #stories                  1
                                 -----------------------
    e. Avg. Floor plate size
         (sq. Ft.), if office    N/A
                                 -----------------------
    f. # elevators               N/A
                                 -----------------------
    g. Parking                   Adequate
                                 -----------------------
    h. Construction Type         Brick/Concrete Block
                                 -----------------------
    I.  Vacancy %                2.77%
                                 -----------------------
    j.  Anchors, if Retail       Belk, Roses, Revco
                                 -----------------------

Comments:   These comparable rentals are located close to subject neighborhood.
            All of these centers are relatively old with renovations having been completed in 1986 to Comparable #2 and Comparable #4. The Clinton
            Plaza recently gained two new tenants as Advance Auto Parts relocated from The Jordan Shopping Center across the street and Family Dollar is now occupying a store. Comparables #1, #2 and #4 are experiencing high occupancy rates at this time.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL


================================================================================
B.  RENTAL INFORMATION

                                SUBJECT             COMPARABLE 1          COMPARABLE 2         COMPARABLE 3        COMPARABLE 4
                                -------             ------------          ------------         ------------        ------------
1.  Asking Rental Rate

    a.  Anchor Space        N/A                N/A                    N/A                   N/A                 N/A
                            -----------------  ---------------------  --------------------  ------------------  --------------------
    b.  Shop Space          $2.25 - $6.75      $4.50 - $5.00          $5.00 - $6.00         $4.75 - $5.00       $6.00 - $7.00
                            -----------------  ---------------------  --------------------  ------------------  --------------------
2.  Lease Type (Gross/Net)  Triple Net         Triple Net             Triple Net            Triple Net          Triple Net
                            -----------------  ---------------------  --------------------  ------------------  --------------------
3.  Rent Concessions        None               None                   None                  None                None
                            -----------------  ---------------------  --------------------  ------------------  --------------------
4.  Effective Rent          $2.25 - $6.75      $4.50 - $5.00          $5.00 - $6.00         $4.75 - $5.00       $6.00 - $7.00
                            -----------------  ---------------------  --------------------  ------------------  --------------------
5.  TI Allowance            None               None                   None                  None                None
                            -----------------  ---------------------  --------------------  ------------------  --------------------
6.  Expense Stop            None               None                   None                  None                None
                            -----------------  ---------------------  --------------------  ------------------  --------------------
7.  Length of Lease Term    3 -5 years (shop)  3 - 5 years (shop)     3 - 5 years (shop)    3 - 5 years (shop)  3 - 5 years (shop)
                            -----------------  ---------------------  --------------------  ------------------  --------------------
8.  Commissions             5.00% - 7.00%      5.00% to 7.00%         5.00% - 7.00%         5.00% to 7.00%      5.00% to 7.00%
                            -----------------  ---------------------  --------------------  ------------------  --------------------
9.  Percentage Rent
      (per lease terms)     Food Lion, Revco   Piggly Wiggly, Eckerd  Advance Auto,         Piggly Wiggly       Belk, Roses, Revco
                                                                      Family $
                            -----------------  ---------------------  --------------------  ------------------  --------------------
10. Historical Annual
      Absorption/sq.ft.     N/A                N/A                    N/A                   N/A                 N/A
                            -----------------  ---------------------  --------------------  ------------------  --------------------
11. Annual Operating
Expense  psf (Including
taxes)                      N/A                N/A                    N/A                   N/A                 N/A
                            -----------------  ---------------------  --------------------  ------------------  --------------------

C.  RANK RELATIVE TO
     SUBJECT
    (inferior, similar,
    superior)               N/A                Inferior               Inferior              Similar             Superior
                            -----------------  ---------------------  --------------------  ------------------  --------------------

D.  EXPLAIN RANKING/COMMENTS:      Subject is the newest shopping center for the
                                   market. Comparable #4 is a significantly larger center and has an additional anchor, Belk, that is significant with respect to customer attraction. The rental rates that are being received are slightly higher than subject. Also, the center is located at the intersection of two major thoroughfares. The other shopping centers have been rated as inferior or similar and are thought to be so with subject.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================

                               [GRAPHIC OMITTED]

Name:                               Shamrock Plaza
Location:                           NC Highway #24 and US Highway #701/421
                                    Clinton, NC
Year Built:                         1973, Renovated in 1986
Total Size:                         29,200 SF
Vacant Space:                       None
Vacancy Rate:                       0%
Rental Range:                       $4.50 - $5.00
Tenant Expenses:                    Triple Net

Remarks: Piggly Wiggly and Eckerd are the major tenants. Located on NC Highway #24 and US Highway #701/421. Has operated at a high occupancy level.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]

Name:                               Clinton Plaza
Location:                           Northeast Boulevard
                                    Clinton, NC
Year Built:                         1975
Total Size:                         100,000 SF
Vacant Space:                       0 SF
Vacancy Rate:                       0%
Rental Range:                       $5.00 - $6.00
Tenant Expenses:                    Triple Net

Remarks: Major tenants are Advance Auto Parts and Family Dollar. Two tenants recently occupied stores in this center. A bank and a dry cleaners occupy outlots.

Comparable Rental No. 3
================================================================================

                               [GRAPHIC OMITTED]

Name:                               Jordan Shopping Center
Location:                           US Highway #701 N and NC Highway #403
                                    Clinton, NC
Year Built:                         1959, Expanded and renovated in 1986
Total Size:                         93,150 SF
Vacant Space:                       Approximately 6,000 SF
Vacancy Rate:                       6.44%
Rental Range:                       $4.75 - $5.00
Tenant Expenses:                    Triple Net

Remarks: This center was expanded in 1986. Recently Advance Auto Parts relocated to the center across the street. Several other tenants have moved out, but were replaced..

Comparable Rental No. 4
================================================================================

                               [GRAPHIC OMITTED]

Name:                               Coharie Plaza
Location:                           NC Highway #24 at US Highway #701/421
                                    Clinton, NC
Year Built:                         1977
Total Size:                         126,205 SF
Vacant Space:                       Approximately 3,500 SF
Vacancy Rate:                       2.77%
Local Rent Range:                   $6.00 - $7.00
Tenant Expenses:                    Triple Net

Remarks: D.A. Kelly's (clothing store) recently vacated their store and it remains vacant.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                      SUBJECT              COMPARABLE 1          COMPARABLE 2         COMPARABLE 3
                                      -------              ------------          ------------         ------------
1.   Identification
     a.  Name                   Northside Plaza      St. Andrews Crossing  Eastage Shopping Center  One Norman Center
                                -------------------  --------------------  -----------------------  -----------------
     b.  Street Address         318 North Boulevard                        NWC Whiskey Rd. &        19706 One Norman
                                at Jasper Street     817 St. Andrews Road  Eastgate Dr.             Blvd.
                                -------------------  --------------------  -----------------------  -----------------
     c.  City                   Clinton, NC          Columbia, SC          Aiken, SC                Cornelius, NC
                                -------------------  --------------------  -----------------------  -----------------
     d.  Distance from Subject  N/A                  157 miles             213  miles               141 miles
                                -------------------  --------------------  -----------------------  -----------------
2.  Attributes

     a.  Year Built             1982                 1994                  1995                     1993
                                -------------------  --------------------  -----------------------  -----------------
     b.  Net sq. feet           80,030               66,910 SF             75,716 SF                54,185 SF
                                -------------------  --------------------  -----------------------  -----------------
     c.  # Buildings            1                    1                     1                        1
                                -------------------  --------------------  -----------------------  -----------------
     d.  # of Stories           1                    1                     1                        1
                                -------------------  --------------------  -----------------------  -----------------
     e.  Vacancy %              7.85%                0%                    7.21%                    6.98%
                                -------------------  --------------------  -----------------------  -----------------
3.  Sales Information

     a.  Sales Price            N/A                  $6,550,000            $6,675,000               $4,650,000
                                -------------------  --------------------  -----------------------  -----------------
     b.  Sales Price PSF        N/A                  $97.89                $88.16                   $85.82
                                -------------------  --------------------  -----------------------  -----------------
     c.  Cap. Rate              N/A                  9.69%                 9.86%                    9.68%
                                -------------------  --------------------  -----------------------  -----------------
     d.  Date                   N/A                  05-25-94              09-28-95                 10-12-95
                                -------------------  --------------------  -----------------------  -----------------
     e.  NOI at time of Sale    N/A                  $634,797              $782,704                 $474,591
                                -------------------  --------------------  -----------------------  -----------------
4.  Rank Relative to Subject
    (inferior, similar,
    superior)                   N/A                  superior              similar                  similar
                                -------------------  --------------------  -----------------------  -----------------

                                    COMPARABLE 4
                                    ------------
1.   Identification
     a.  Name                   Paw Creek Commons
                                -----------------------
     b.  Street Address         E/S Little Rock Road
                                at Freedom Drive
                                -----------------------
     c.  City                   Charlotte, NC
                                -----------------------
     d.  Distance from Subject  141 miles
                                -----------------------
2.  Attributes

     a.  Year Built             1996
                                -----------------------
     b.  Net sq. feet           66,050 SF
                                -----------------------
     c.  # Buildings            1
                                -----------------------
     d.  # of Stories           1
                                -----------------------
     e.  Vacancy %              2.73%
                                -----------------------
3.  Sales Information

     a.  Sales Price            $5,120,000
                                -----------------------
     b.  Sales Price PSF        $77.52
                                -----------------------
     c.  Cap. Rate              9.60%
                                -----------------------
     d.  Date                   03-25-97
                                -----------------------
     e.  NOI at time of Sale    $517,412
                                -----------------------
4.  Rank Relative to Subject
    (inferior, similar,
    superior)                   superior
                                -----------------------

Explain Ranking/Comments:           Comparables #1 and #4 are ranked superior to
                                    subject. The reason for this is because of the location of these comparables being superior to subject. Comparable No. 3 is located in a commercial area that is larger than subject, but it is similar. Comparable
                                    No. 2 is similar to subject.

COMPARABLE SHOPPING CENTER SALES

Comparable Sale No. 1
================================================================================

                               [GRAPHIC OMITTED]

TMS                       6012 -1 -1
NAME                      St. Andrews Crossing
LOCATION                  St. Andrews Road and I-26, Columbia, SC
GRANTOR                   Hayley-Redd, L.P.
GRANTEE                   F.A.C. Properties
DEED REFERENCE            Book 1199, Page 331
DATE                      May 25, 1994
SALES PRICE               $6,550,000
ADJUSTED SALES PRICE      $6,550,000
SIZE BUILDING             66,910
SALES PRICE PER S.F.      $97.89
SIZE LAND (ACRES)         8.08
SIZE LAND (S.F.)          351,965
YEAR BUILT                1994
LAND/BUILDING RATIO       5.26 To 1
UTILITIES                 All available
VERIFICATION              Deed
ZONING                    Commercial
FINANCING                 Market
EFFECTIVE GROSS INCOME    $686,905
EGIM                      9.54
NET OPERATING INCOME      $634,797
OVERALL RATE              9.69%
VERIFICATION              Public Records
TYPE OF PURCHASER         Private Investor

COMMENTS This was an arms length sale. This neighborhood shopping center is anchored by Kroger and is located in a good commercial area with good accessibility and fair exposure. The construction is brick veneer and concrete block.
(503)

Comparable Sale No. 2
================================================================================

                               [GRAPHIC OMITTED]

NAME                      Eastgate Shopping Center
LOCATION                  Northwest Corner  of Whiskey  Road and Eastgate
                          Drive, Aiken, SC
GRANTOR                   PDG Aiken Partners, LP
GRANTEE                   Southeast U.S. Retail, LP
DATE                      Sep 28, 1995
SALES PRICE               $6,675,000
SIZE BUILDING             75,716
SALES PRICE PER S.F.      $88.16
SIZE LAND (ACRES)         8.79
SIZE LAND (S.F.)          382,892
YEAR BUILT                1995
LAND/BUILDING RATIO       5.06 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $782,704
EFFECTIVE GROSS INCOME    $782,704
GROSS INCOME MULTIPLE     8.53
EGIM                      8.53
NET OPERATING INCOME      $657,896
OVERALL RATE              9.86%
TYPE OF PURCHASER         Private Investor
COMMENTS                  Part of a portfolio of Publix anchored shopping
                          centers being purchased in the Southeast. This center
                          is located adjacent to the Aiken Mall. Publix is the
                          major tenant occupying 57,348 square feet (75.7
                          percent). Most of the local tenants are on 5 year
                          leases, with rental rates generally ranging from $8.00
                          to $13.00 per square foot. This is a neighborhood
                          shopping center with stucco and brick exterior that
                          was constructed in early 1995. Parking is considered
                          adequate. The occupancy at the time of sale was 95
                          percent.
(643)

Comparable Sale No. 3
================================================================================

                               [GRAPHIC OMITTED]

NAME                      One Norman Center
LOCATION                  19706 One Norman Boulevard, Cornelius, Mecklenburg
                          County, NC
GRANTOR                   One Norman Center, LP
GRANTEE                   Lucky Realty
DEED REFERENCE            Book 8325, Page 721
DATE                      Oct 12, 1995
SALES PRICE               $4,650,000
SIZE BUILDING             54,185
SALES PRICE PER S.F.      $85.82
SIZE LAND (ACRES)         5.69
SIZE LAND (S.F.)          247,856
YEAR BUILT                1993
LAND/BUILDING RATIO       4.57 To 1
UTILITIES                 All Public
VERIFICATION              Public Records
ZONING                    CUB-2
FINANCING                 Cash to Seller
GROSS POTENTIAL INCOME    $474,591
EFFECTIVE GROSS INCOME    $474,591
GROSS INCOME MULTIPLE     9.80
EGIM                      9.80
NET OPERATING INCOME      $450,188
OVERALL RATE              9.68%
TYPE OF PURCHASER         Private Investor
COMMENTS                  This is a neighborhood center with Bi-Lo as the major
                          tenant (42,680 SF). Locals include Blockbuster Video,
                          El Cancun Restaurant, Papa John's Pizza, Baskin
                          Robbins. The rent for Bi-Lo is $8.25 per square foot;
                          local shops range from $10.50 to $13.00 per square
                          foot. Triple net lease.
(716)

Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]

TMS                       59 -231 -22 ,23 pt.
NAME                      Paw Creek Commons
LOCATION                  East side of Little Rock Road  at Freedom Drive,
                          Charlotte, NC
GRANTOR                   Paw Creek, LLC
GRANTEE                   Frastacky and Associates
DATE                      Mar 25, 1997
SALES PRICE               $5,120,000
ADJUSTED SALES PRICE      $5,120,000
SIZE BUILDING             66,050
SALES PRICE PER S.F.      $77.52
SIZE LAND (ACRES)         9.82
SIZE LAND (S.F.)          427,759
YEAR BUILT                1996
LAND/BUILDING RATIO       6.48 To 1
UTILITIES                 Municipal
VERIFICATION              Public Records
ZONING                    CC, Commercial Center
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $568,840
EFFECTIVE GROSS INCOME    $552,054
GROSS INCOME MULTIPLE     9.00
EGIM                      9.27
NET OPERATING INCOME      $517,412
OVERALL RATE              9.60%
TYPE OF PURCHASER         Private Investor
COMMENTS                  The overall rate of 10.10 percent has been adjusted
                          down by 50 basis points since the sales contract is
                          pre-construction. The major tenants are Winn Dixie and
                          Revco. Blockbuster occupies a store containing 5,500
                          square feet at $11.20 per square foot. Rents on shops
                          range from $13.00 to $14.00 per square foot. Anchor
                          income is 79.41 percent of gross income.
(793)

ADDENDA

o     Sampson County Demographics
o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

USA COUNTIES 1996

Geographic Area: Sampson, NC (37163)
Table: GENERAL PROFILE

POPULATION AND HOUSING (Bureau or the Census)
  Total resident population:
    1995 ...........................................................      50,485
       Percent 65 years and over ...................................        14.3
    1990 ...........................................................      47,297
    1980 ...........................................................      49,687
  Occupied housing units, 1996 .....................................      17,526
    Percent owner occupied .........................................        72.9
BIRTHS AND DEATHS  (National Center for Health Statistics)
  Births, 1993 .....................................................         697
    Per 1,000 resident population ..................................        14.1
    Percent to mothers under 20 years of age .......................        19.5
  Deaths, 1993 .....................................................         554
    Per 1,000 resident population ..................................        11.2
  Infant deaths per 1,000 live births, 1993 ........................         8.6
EDUCATION (Bureau of the Census)
  Persons 25 years and over, 1990 ..................................      30,496
    Percent high school graduates ..................................        61.3
       Percent college graduates ...................................         8.1
LABOR FORCE (Bureau of Labor Statistics)
    Civilian labor force, 1994 .....................................      22,562
       Percent unemployed ..........................................         5.3
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
    Total establishments, 1993 .....................................         978
       Percent retail trade ........................................        28.7
       Percent services ............................................        27.7
  Paid employees, 1993 (pay period including March 13) .............      11,948
  Annual payroll, 1993 ($1,000) ....................................     212,168
PERSONAL INCOME (Bureau of Economic Analysis)
  Total personal income, 1993 ($1,000) .............................     942,450
     Per capita (dollars) ..........................................      19,123
AGRICULTURE (Bureau of the Census)
  Number of farms, 1992 ............................................       1,342
     Land in farms as percent of total land ........................          44
RETAIL TRADE (Bureau of the Census)
  Retail sales, 1992 ($1,000) ......................................     268,793
     Per capita (dollars) ..........................................       5,528
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
  Number of offices, June 30, 1994 .................................          20
     Total Deposits ($1,000) .......................................     315,459
SOCIAL PROGRAMS (Social Security Administration)
  Total Social Security recipients, December 1993 ..................       9,840
     Retired workers ...............................................       5,295
  Supplementary Security Income recipients, December 1994 ..........       2,092
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
  Total direct expenditures or obligations per capita:
     1994 (dollars) ................................................       3,475
     1990 (dollars) ................................................       2,537
--------------------------------------------------------------------------------

(NA) Not available. (D) Avoid disclosure of confidential information.
(X) Net applicable. (S) Does not meet publication standards.
(Z) Value > 0 but < half unit of measure shown.
NOTE: 0 data may indicate geographic/data footnotes.

Source: U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

                               [GRAPHIC OMITTED]

                              Comparable Rental Map

                               [GRAPHIC OMITTED]

                              Comparable Sales Map

                               [GRAPHIC OMITTED]

                                 Building Sketch

Date: 04/08/97
                                                                        Page 190
                               EDENS & AVANT, INC
                             Retail Custom Rent Roll

Property:   NORTHSIDE PLAZA CLINTON (NEW)
            318 NORTH BLVD & JASPER STREET
            CLINTON, NC

Column Legends:
      Tenant/Property MISC column: K - Kiosk  P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index


--------------------------------------------------------------------------------------------------------------------
                TENANT AND PROPERTY INFORMATION                       LEASE TERM                  RENT INFORMATION
                                                                                       per                   Annual
Tenant Name                       Unit #  Sq Feet  Misc       From       To           SF/YR      Begin     Base Rent
--------------------------------------------------------------------------------------------------------------------
CLINITON QUALITY FLORIST
JAMES EDWARD DUDLEY, JR.           707-     10     3,200     04/01/95  03/31/98        0.00                     0.00
                                                                                       3.75     04/01/95   12,000.00
                                                                                       4.31     04/01/97   13,800.00
--------------------------------------------------------------------------------------------------------------------
MAXWAY
VARIETY WHOLESALERS, INC.          707-     20    15,000     05/19/96  06/30/01        2.25     06/01/96   33,750.00
                                                                                       0.00                     0.00
--------------------------------------------------------------------------------------------------------------------
ANN'S SEW-N-VAC
FRANCES ANN THORNTON               707-     30     3,980     07/12/96  07/30/99        0.00                     0.00
                                                                                       2.56     12/01/92   10,200.00
                                                                                       2.71     10/01/93   10,800.00
                                                                                       3.02     10/01/94   12,000.00
                                                                                       4.45     08/01/96   17,730.00
--------------------------------------------------------------------------------------------------------------------
Available
                                   707-     40    6,280                                0.00                     0.00
--------------------------------------------------------------------------------------------------------------------
DOLLAR GENERAL #2316
DOLGENCORP, INC.                   707-     5O    8,400      02/01/96  01/31/99        3.00     04/01/96   25,200.00
--------------------------------------------------------------------------------------------------------------------
FOOD LION #114
FOOD LION, INC.                    707-     60   30,720      06/01/96  05/31/16        3.38     02/01/83  103,950.00
                                                                                       3.86     11/10/94  118,650.00
                                                                                       7.27     06/10/96  223,451.40

---------------------------------------------------------------------------------------------------------------------------------
                                       REIMBURSEMENTS                       RENEWAL OPTIONS                   PERCENT RENT
                            Tax   Base   Ins   Base     CAM   Base                         per           Pcnt  of  Amount   Nat
Tenant Name                Recov  Year  Recov  Year    Recov  Year    Beqin      End      SF/YR   Typ               Over    Brk
---------------------------------------------------------------------------------------------------------------------------------
CLINTON QUALITY FLORIST
JAMES EDWARD DUDLEY, JR.    PRS   1995   PRS   1995    Full    0     04/01/98  03/31/01    0.00          4.00      23,000
                                                                                           0.00          4.00           0
                                                                                           0.00          4.00           0
---------------------------------------------------------------------------------------------------------------------------------
MAXWAY
VARIETY WHOLESALERS, INC.   PRS   1996   PRS   1996    Fixed   0     07/01/01  06/30/06    2.58          3.00    1,125,000    Y
                                                                                           0.00          3.00            0    Y
---------------------------------------------------------------------------------------------------------------------------------
ANN'S SEW-N-VAC
FRANCES ANN THORNTON       Full     0    Full     0    Full    0     08/01/99  07/31/02    0.00          4.00      450,000
                                                                                           0.00          4.00            0
                                                                                           0.00          4.00            0
                                                                                           0.00          4.00            0
                                                                                           0.00          4.00            0
---------------------------------------------------------------------------------------------------------------------------------
Available                           0             0            0                           0.00          0.00            0

---------------------------------------------------------------------------------------------------------------------------------
DOLLAR GENERAL #2316
DOLGENCORP, INC.           Full     0   Full      0  Full      0     04/01/99  03/31/02    3.36          2.50      840,000
---------------------------------------------------------------------------------------------------------------------------------
FOOD LION #114
FOOD LION, INC.            PRS   1983   None      0  Full      0     06/01/16  05/31/21    7.63          1.00    9,030,000
                                                                     06/01/21  05/31/26    8.00          1.00   22,341,350
                                                                     06/01/26  05/31/31    8.36          1.00            0

Date: 04/08/97
                                                                        Page 191
                               EDENS & AVANT, INC
                            Retail Custom Rent Roll

Property:   NORTHSIDE PLAZA CLINTON (NEW)
            318 NORTH BLVD & JASPER STREET
            CLINTON, NC

Column Legends:
      Tenant/Property MISC column: K - Kiosk  P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index


--------------------------------------------------------------------------------------------------------------------
                TENANT AND PROPERTY INFORMATION                       LEASE TERM                  RENT INFORMATION
                                                                                       per                   Annual
Tenant Name                       Unit #  Sq Feet  Misc       From       To     MTM   SF/YR      Begin     Base Rent
--------------------------------------------------------------------------------------------------------------------
FOOD LION #114
FOOD LION, INC.                   707-      60     30,720    06/01/96  05/31/16        0.00                     0.00

--------------------------------------------------------------------------------------------------------------------
REVCO #4314
REVCO DISCOUNT DRUG CENTERS 0     707-      70      8,450    12/01/82  11/30/02        5.50     01/01/83   46,474.92
                                                                                       0.00                     0.00
                                                                                       0.00                     0.00
                                                                                       5.75     03/01/96   48,587.40
                                                                                       6.30     12/01/97   53,234.88
--------------------------------------------------------------------------------------------------------------------
AGAPE PICTURES & MIRRORS, INC
                                  707-      80      2,000    07/20/96  07/31/99        6.75     08/01/96   13,500.00
                                                                                       0.00                     0.00
--------------------------------------------------------------------------------------------------------------------
J.C. PENNEY STORE #3685
J.C. PENNY COMPANY, INC.          707-      90      2,000    09/01/96  08/31/01        6.00     09/01/88   12,000.00
                                                                                       0.00                     0.00
--------------------------------------------------------------------------------------------------------------------
 Square Feet:  Occupied ......  73,750   Current Annual Base Rent     388,018.80
               Available .....   6,280
               Total .........  80,030


-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                     RENEWAL OPTIONS                    PERCENT RENT
                                Tax   Base   Ins   Base     CAM   Base                         per           Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov  Year    Recov  Year    Begin      End      SF/YR   Typ               Over    Brk
-----------------------------------------------------------------------------------------------------------------------------------
FOOD LION #114
FOOD LION, INC.                 PRS   1983   None     0    Full    0     06/01/31  05/31/36    8.72          1.00               0
-----------------------------------------------------------------------------------------------------------------------------------
REVCO #4314
REVCO DISCOUNT DRUG CENTERS 0   PRS   1983   PRS   1988    Full    0     12/01/97  11/30/02    6.31          2.00       1,267,500
                                                                         12/01/02  11/30/07    6.90          2.00               0
                                                                         12/01/07  11/30/12    7.57          2.00               0
                                                                                               0.00          2.00               0
                                                                                               0.00          2.00               0
-----------------------------------------------------------------------------------------------------------------------------------
AGAPE PICTURES & MIRRORS, INC  Full      0   Full     0    Full    0     08/01/99  07/31/02    0.00          4.00         350,000
                                                                                               0.00          4.00               0
-----------------------------------------------------------------------------------------------------------------------------------
J.C. PENNEY STORE #3685
J.C. PENNY COMPANY, INC.       Full      0   Full     0    Full    0     09/01/01  08/31/04    0.00          0.00               0
                                                                                               0.00          0.00               0
-----------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY

                               [GRAPHIC OMITTED]

                         North Boulevard - Facing West


                               [GRAPHIC OMITTED]

                         North Boulevard - Facing East

                               [GRAPHIC OMITTED]

                         Jasper Street - Facing North


                               [GRAPHIC OMITTED]

                         Jasper Street - Facing South

                               [GRAPHIC OMITTED]

                            Front View of Subject


                               [GRAPHIC OMITTED]

                      View of Subject from Jasper Street

                               [GRAPHIC OMITTED]

                         Side View of Subject Propery


                               [GRAPHIC OMITTED]

                         Rear View of Subject Propery

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

=============
     HVS
-------------
INTERNATIONAL
=============

=====================================================

                                 ----------------------------------
                                 Economic Study and Appraisal
                                 ----------------------------------
                                 Holiday Inn Select - Beverly Hills
                                 ----------------------------------
                                 Los Angeles, California
                                 ----------------------------------
Prepared by:
Hospitality Valuation Services
A Division of Hotel Consulting Services, Inc.
372 Willis Avenue
Mineola, NY  11501
516-248-8828

Submitted to:
Mr. Shirish Godbole
Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY  10036

                        [Letterhead of HVS International]

                                         December 6, 1996

Mr. Shirish Godbole, Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY  10036

                                     Re: Holiday Inn Select
                                         Los Angeles, California
                                         Ref.  #9610268

Dear Mr. Godbole:

Pursuant to your request, we herewith submit our economic study and appraisal pertaining to the above-captioned property. We have inspected the site and facilities and analyzed the hostelry market conditions in the Los Angeles area. Our report was prepared in accordance with, and is subject to, the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) and the Uniform Standards of Professional Practice (USPAP), as provided by the Appraisal Institute.

Based on the available data, our analysis, and our experience in the hotel industry, it is our opinion that the market of the fee simple interest in the subject property described in this report, as of January 1, 1997, is:

                                   $15,600,000
                  FIFTEEN MILLION SIX HUNDRED THOUSAND DOLLARS

We hereby certify that we have no undisclosed interest in the property, and our employment and compensation are not contingent upon our findings and valuation. The economic study and appraisal is made part hereof, and must remain attached in order for the value opinion set forth to be considered valid. This study is subject to the comments made throughout this report and to all assumptions and limiting conditions set forth herein.

                                   Very truly yours,
                                   HOSPITALITY VALUATION SERVICES
                                   A Division of Hotel Consulting Services, Inc.


                                   /s/ Manav G. Thadani
                                   Manav G. Thadani
                                   Consulting and Valuation Analyst


                                   /s/ Anne R. Lloyd-Jones
                                   Anne R. Lloyd-Jones, CRE
                                   Senior Vice President


                                   /s/ Stephen Rushmore
                                   Stephen Rushmore, CRE, MAI, CHA
                                   President

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Table of Contents

 1.  Executive Summary.........................................................1
 2.  Nature of the Assignment..................................................3
 3.  Description of the Land, Improvements, Zoning
        Taxes and Neighborhood.................................................7
 4.  Market Area Analysis.....................................................23
 5.  Overview of External Forces Affecting the U.S. Lodging Industry..........38
 6.  Lodging Market Supply and Demand Analysis................................54
 7.  Projection of Occupancy and Average Rate.................................75
 8.  Highest and Best Use.....................................................94
 9.  Approaches to Value......................................................96
10.  Income Capitalization Approach ..........................................99
11.  Sales Comparison Approach...............................................138
12.  Cost Approach...........................................................147
13.  Reconciliation of Value Indications.....................................153
14.  Statement of Assumptions and Limiting Conditions........................157
15.  Certification...........................................................161

     Addenda

          Photographs of the Subject Property
          Photographs of the Competitive Properties
          Legal Description
          Synopsis of Franchise and License Agreements
          Synopsis of Hotel Management Agreement
          Explanation of the Simultaneous Valuation Formula

     Qualifications

          Manav G. Thadani
          Anne R. Lloyd-Jones, CRE
          Stephen Rushmore, CRE, MAI, CHA

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1.    Executive Summary

Property:                                Holiday Inn Select - Beverly Hills
Location:                                1150 South Beverly Drive
                                         Los Angeles, California  90035
Date of Inspection:                      October 16, 1996
Interest Appraised:                      Fee simple
Date of Value:                           January 1, 1997

Land Description
Area:                                    +/-1.64 acres, or +/-71,447 square feet
Zoning:                                  C-2 - Commercial District
Assessor's Parcel Number:                4430-031-040

Improvements Description
Age:                                     Constructed in 1973
Property Type:                           Full-service
Guestrooms:                              260
Number of Stories:                       12 stories
Food and Beverage Facilities:
         Fontaine's Restaurant:          155 seats
         Lobby Lounge:                   95 seats
Meeting Space:                           Seven rooms, +/-5,017 square feet
Parking:                                 265 spaces, in a detached, five-story
                                         indoor parking garage

Summary of Value Parameters
Highest and Best Use  (as if vacant):    Transient lodging facility
Highest and Best Use  (as improved):     Transient lodging facility
Marketing Period:                        Six to nine months
Number of Years to Stabilize:            Three
Stabilized Year:                         1999

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Valuation Assumptions
Mortgage Interest Rate:               9.5%
Amortization Period:                  20 years
Debt Service Constant:                0.104844
Loan-to-Value Ratio:                  70%
Stabilized Inflation Rate:            3.5%
Equity Yield Rate:                    21%
Terminal Capitalization Rate:         11%
Brokerage and Legal Fees:             3.0%
Holding Period:                       10 years
Calculated Discount Rate:             13.87%

Estimates of Value
Income Capitalization Approach:               $15,448,000
Sales Comparison Approach:            $13,700,000 - $19,300,000
Cost Approach  (Replacement Cost):            $21,460,000

Market Value Conclusion:                      $15,600,000
Market Value Conclusion per Room:               $60,000

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2.       Nature of the Assignment

Subject of the Economic Study and Appraisal

The subject of the economic study and appraisal is the fee simple interest in a +/-71,447-square-foot (+/-1.64-acre) parcel improved with a 260-room, full-service lodging facility known as the Holiday Inn Select - Beverly Hills, which opened in 1973. In addition to guestrooms, the subject property contains a full-service restaurant, a lobby lounge, approximately 5,017 square feet of meeting space, an outdoor swimming pool, a gift shop, a detached, five-story indoor garage structure that is currently leased to a third party, and back-of-the-house facilities usually found in this type of property. The hotel is located on South Beverly Drive, between Pico Boulevard and Elm Drive, in the City of Los Angeles on three contiguous parcels of land that contain an aggregate land area of +/-1.64 acres. Municipal jurisdictions governing the property include the City and County of Los Angeles, and the State of California. The hotel's civic address is 1150 South Beverly Drive, Los Angeles, California, 90035.

Objective of the Economic Study and Appraisal

The objective of the economic study and appraisal is to evaluate the supply and demand factors affecting the market for transient accommodations in the Los Angeles area for the purpose of estimating the fee simple interest in the market value of the subject property.

Market value is defined by the Office of the Comptroller of the Currency (OCC), 12 CFR, Part 34, as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.

Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.    buyer and seller are typically motivated;

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2. both parties are well informed or well advised, and acting in what they consider their own best interests;

3.    a reasonable time is allowed for exposure in the open market;

4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

Use of the Appraisal

This appraisal is being prepared for use by Morgan Stanley Mortgage Capital, Inc. in connection with their proposed financing of a package of 17 hotels, including the subject property, which are owned by Ashford Financial Corporation or related entities. The information presented in this report should not be disseminated to the public or third parties without the express written consent of Hospitality Valuation Services.

Scope of the Appraisal

All information was collected and analyzed by the staff of Hospitality Valuation Services. Data such as historical operating statements, site plans, floor plans, and so forth were supplied by Ashford Financial Corporation and Remington Hotel Company. Unless noted otherwise, we have inspected the competitive lodging facilities, and have analyzed the sales summarized in this report, and our value conclusion is based on this investigation and analysis.

Property Rights Appraised

The property rights appraised are the fee simple ownership of the land and improvements, including the furniture, fixtures, and equipment. The fee simple interest is defined as "absolute ownership unencumbered by any other interest or estate subject only to the four powers of government." The subject property is appraised as a going concern (i.e., an open and operating facility).

(1) Federal Register, Vol. 55, No. 165, August 24, 1990; p. 34696.

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Method of Study

The methodology used to develop this economic study and appraisal is based on the market research and valuation techniques set forth in the textbooks authored by HVS International for the American Institute of Real Estate Appraisers and the Appraisal Institute, entitled, The Valuation of Hotels and Motels,(1) Hotels, Motels and Restaurants: Valuations and Market Studies,(2) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations,(3) and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations.(4)

The appraisal will consider the three standard approaches to value: income capitalization, sales comparison, and cost. Because lodging facilities are income-producing properties that are normally bought and sold on the basis of capitalization of their anticipated stabilized earning power, the greatest weight is given to the value indicated by the income capitalization approach. We find that most hotel investors employ a similar procedure in formulating their purchase decisions, and thus, the income capitalization approach most closely reflects the rationale of typical buyers. When appropriate, the sales comparison and cost approaches are used to test the reasonableness of the results indicated by the income capitalization approach.

Ownership, Franchise, and Management History and Assumptions

A photocopy of the subject property's legal description, which was provided by Ashford Financial Corporation, is presented in the Addenda to this report; the appraisers assume no responsibility regarding the accuracy of this legal description.

The Holiday Inn Select - Beverly Hills was originally built by the Ramada Hotel Operating Company (RHOC), and opened as a Ramada Inn in 1973. RHOC operated this facility until its sale as part of a larger package of ten hotels to the Ramada Assured Income Associates, L.P. in 1987. The subject

(1) The Valuation of Hotels and Motels, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1978.

(2) Hotels, Motels and Restaurants: Valuations and Market Studies, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1983.

(3) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1990.

(4) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992.

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property's current owners "BH California Hotel Limited Partnership" - an entity controlled by Ashford Financial purchased the property from Ramada Assured Income Associates, L.P., in October of 1994. According to information provided by Ashford Financial Corporation, the subject property was one of six Ramada properties purchased as a package from Ramada Assured Income Associates, L.P., which is a Lehman Brothers investment partnership. The total package was acquired in October, 1994 for a price of $20,250,000, using all equity financing. At the time of the transaction, the group of hotels was generating virtually no operating income, and all were in extremely poor condition. The previous owners were reportedly strongly motivated to sell, due to the poor performance of the hotels.

The subject property is operated under a franchise agreement with Holiday Inn; this agreement expires in February, 2005. The hotel is also subject to a management agreement with Remington Hotel Company; an abstract of this contract is presented in the Addenda to this report.

Marketing Period

In light of the renewed interest in hotel investments and the increasing availability of debt and equity capital, we believe that it will take six to nine months to sell the subject property, assuming that it is placed on the market at the concluded value.

Effective Date of the Appraisal

The effective date of the appraisal is January 1, 1997. All projections are expressed in inflated dollars, and the value estimate represents 1996 dollars.

Date of Inspection

The subject property was inspected by Manav G. Thadani on October 16, 1996.

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3. Description of the Land, Improvements,
   Zoning, Taxes, and Neighborhood

LAND

The suitability of the land for the operation of a lodging facility is an important consideration affecting the economic viability of a property and its overall value. Factors such as size, topography, access, visibility, and the availability of utilities have a direct impact on the desirability of a particular site.

Size and Topography

The subject site is located at the northeast intersection formed by Pico Boulevard and South Beverly Drive. The property is approximately two blocks south of the Beverly Hills city line. Municipal jurisdictions governing the property include the City and County of Los Angeles, and the State of California.

According to a site survey by Mollenhauer, Higashi & Moore Inc., the subject parcel measures approximately 71,447 square feet, or +/-1.64 acres. The subject site comprises of three contiguous parcels. The subject property's northern boundary line comprises of approximately 375 linear feet of frontage on South Beverly Drive. Primary vehicular access to the property is provided by South Beverly Drive.

The topography of the parcel is generally flat and at grade level with surrounding parcels and roadways. Overall, the size and topography of the subject parcel appear to be well suited for its current use. The site is fully developed, with no excess land available for expansion.

Easements

The appraisers were not provided with any information concerning easements effecting the subject property. For the purposes of this appraisal, we have assumed that the property is not encumbered by any unusual or onerous easements which would effect its use or marketability.

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Regional Access

It is important to analyze a lodging facility's ease of access with respect to regional and local transportation routes and demand generators. The subject site which is located along the north-south residential/commercial artery known as South Beverly Drive, is accessible to a variety of local, county, state, and interstate highways. South Beverly Drive is lined primarily with apartment buildings, retail shops and commercial development, and cuts across Pico Boulevard in the south and through Wilshire Boulevard and Santa Monica Boulevard in the north. The property is one half block south of the City line for the City of Beverly Hills, and less than a mile from Rodeo Drive.

Pico Boulevard, Wilshire Boulevard and Santa Monica Boulevard are three of the main avenues linking West Hollywood, Hollywood, and Beverly Hills traffic with Interstate 405 (I-405, also known as the San Diego Freeway) and U.S. Highway 101 (U.S. 101, also known as the Hollywood Freeway), as well as the neighboring communities of Hollywood, Century City, Westwood Village, Bel Air, and Santa Monica. These major boulevards carry local and tourist traffic into the general vicinity of the subject property.

South Beverly Drive is a four-lane, dual-directional roadway, with left-turn lanes provided at major intersections. Most other surrounding roadways are residential in nature and are two-way streets with one lane in each direction. Some street parking is available in front of the subject property; Traffic signals or signs exist at all major intersections, including the intersection of Pico Boulevard, just south of the subject property.

The visibility of the subject structure is good from Beverly Drive, the subject property blends in well with the surrounding improvements, is well landscaped, and has good signage, thereby making it somewhat easier to distinguish the property as a hotel.

The site is approximately three miles east of I-405, the San Diego Freeway, and one mile north of Interstate 10, which is known as the Santa Monica Freeway. Santa Monica Boulevard, which is less than one mile north of the subject property, is designated as State Highway 2. U.S. Highway 101, known as the Hollywood Freeway, can be accessed approximately six miles east of the subject property.

Despite its sprawling nature, the Los Angeles area is well served by a number of major roadways and interstate highways, rendering most points within the area easily accessible. Interstate 5 (I-5), which is known as the

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Golden State Freeway, bisects downtown Los Angeles, and leads to San Diego to the south and to Sacramento and San Francisco in northern California. Interstate 210 (I-210), known as the Harbor Freeway, connects Pasadena and downtown Los Angeles with Long Beach.

Interstate 405 connects the San Fernando Valley, the West Los Angeles area, and Los Angeles International Airport to Orange County and San Diego to the south. U.S. 101 has its southern origin in downtown Los Angeles, extends through Hollywood and North Hollywood, and continues westward to Ventura and Thousand Oaks before proceeding northward to San Francisco and northern California. Interstate 10, which originates in Santa Monica and intersects I-405, I-110, and I-5, is a major east-west connector through downtown Los Angeles.

Overall, regional access to the Holiday Inn Select is considered to be adequate.

Airport Access

The greater Los Angeles area has three major airports: Los Angeles International Airport (LAX); John Wayne Airport, in Orange County; and the Glendale-Burbank-Pasadena Airport, located in Burbank. The airport that is of primary importance is LAX, located approximately ten miles south of the subject property. Although the distance from the airport is only ten miles, the traveling time between the airport and the subject property can take an extended amount of time, due to the heavy Los Angeles traffic patterns. Access to the LAX airport is via any of the three access roadways - Pico, Wilshire or Santa Monica Boulevards to I-405, heading south.

Access to Local Demand Generators

The Holiday Inn Select is situated in close proximity of the area's primary generators of lodging demand. The following table outlines some of these major demand generators and their respective distances from the subject site.

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Table 3-1 Local Demand Generators
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                                      Approximate Distance
                                           from Subject      Approximate Driving
      Demand Generator                    Site (in Miles)     Time (in Minutes)
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      Beverly Hills Rodeo Drive                0.7                    2
      Beverly Hills Wilshire Boulevard         0.6                    2
      Century City Financial District          1.2                    5
      UCLA Campus                              2.0                   15
      Sunset Boulevard (Holly wood)            3.0                   15
      Universal Studios                        5.0                   20
      Downtown Los Angeles                     9.0                   30

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Utilities

The subject site is served by all necessary utilities, which are provided as follows.

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Table 3-2 Available Utilities
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                      Utility                    Provider
                      -------                    --------

                      Water                      City of Los Angeles
                      Electricity                Department of Water & Power
                      Telephone                  Telecom USA
                      Gas                        Southern California
                      Garbage and Trash          City of Los Angeles

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Soil and Subsoil Conditions

Geological and soil reports were not provided to the appraisers or made available for review during the preparation of this report. The appraisers are not qualified to evaluate soil conditions, other than by a visual inspection of the surface.

Nuisances and Hazards

The appraisers have not been informed of any site-specific nuisances or hazards, and no signs of toxic ground contaminants were visible at the time of our inspection. Because the appraisers are not experts in this field, we do not warrant the absence of hazardous waste, and we urge the reader to obtain an independent analysis of these factors.

Flood Zone

Possible locational hazards include flood potential. According to the West Los Angeles Department of Engineering, the subject property is located

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within zone C, which is defined as an area of minimal flooding, based on the National Flood Insurance Rate Map for West Los Angeles, Community Panel Number 0601370017 C, dated December 2, 1980.

Seismicity

The subject property is located on the border of Beverly Hills. Accordingly, The City of Beverly Hills is not identified as containing any principal faults zoned for special study under the Alquist-Priolo Special Studies Zones Act of 1972, which precludes ground rupture from occurring in the subject property's immediate area, but not the effects of ground shaking or liquefaction. The closest principal fault to the subject property is the Newport-Inglewood fault, which extends on a north-south axis approximately two miles east of the subject site. Although the appraisers are not qualified to evaluate the structural integrity of the subject property, according to current management, little, if any, damage was sustained during the earthquake of January 17, 1994 and the associated aftershocks.

Legal Description

As noted earlier, a copy of the subject property's legal description, as provided by Ashford Financial Corporation, is presented in the Addenda to this report.

Land Conclusion

The subject parcel appears to be excellent as the site of a lodging facility. We have analyzed the issues of size, topography, access, visibility, and the availability of utilities, and we note the following advantages and disadvantages.

Advantages

o The subject property is conveniently situated proximate to its demand generators

o Visibility at the subject property is considered to be excellent from South Beverly Drive

o Rodeo Drive, Wilshire Boulevard and Santa Monica Boulevard are all within walking distance of the subject property.

Disadvantages

o Most of the roadways leading in and out of the subject property market area are highly traversed thoroughfares and at times are congested with motorist.

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o Although the Los Angeles International Airport (LAX) is situated only 10 miles away, the traveling time can be as long as 60 minutes, due to traffic.

The advantages noted above are important locational characteristics for the subject property, and we believe that the benefits of the site outweigh its drawback.

IMPROVEMENTS

The quality of a lodging facility's physical improvements has a direct influence on its marketability and attainable occupancy and average rate. The design and functionality of the structure can also affect operating efficiency and overall profitability. This section investigates the subject property's physical improvements and personal property in an effort to determine how they contribute to total value. The following description of the improvements is based on our inspection of the hotel and information provided by the property management.

The Holiday Inn Select is a full-service lodging facility containing 260 rentable units, +/-4,562 square feet of meeting space, a full-service restaurant, lobby lounge, outdoor swimming pool, hotel gift shop, a garage structure, and appropriate back-of-the-house facilities. The 12-story property opened in 1973, and is 23 years old, as of the date of this appraisal. The hotel was acquired by Ashford Financial Corporation in October, 1994. At the time of this acquisition, the hotel was in extremely poor condition. Subsequent to the acquisition, the subject property was extensively renovated, at an estimated cost of $3.2 million dollars over the last three years. In scope, this renovation included the exterior of the building, public areas, and the guestrooms. The hotel is now judged to be in good condition, and management representatives report that all of the building systems are in good working order. The hotel is operated under a license agreement with Holiday Inn Franchising, Inc., and reportedly meets the standards for lodging facilities of that brand.

Based on our inspection and information provided by the property management, the following table summarizes the facilities available at the subject property.

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Table 3-3 Facilities Summary
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      Guestrooms
           King Beds                                   101  Units
           Double/Doubles                              147
           King Suites                                   6
           Double Suites                                 4
           Handicap                                      2
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                  Total                                260  Units

      Food and Beverage Outlets
           Fontaine's Restaurant                       155 Seats
           Lobby Lounge                                 95

      Meeting and Banquet Rooms
           Del Rey Ballroom  (Divided into 3)        3,192  Square Feet
           Bel Air                                     925
           Century                                     300
           Doheny                                      300
           Santa Monica                                300
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               Total                                 5,017  Square Feet

      Recreational & Other Amenities
           Outdoor Swimming Pool
           Exercise Room

      Parking Spaces                                   265  In detached 5-story, indoor parking garage

      Life Safety Systems
                                                            Property is partially sprinklered.
                                                            Single-station smoke alarms in all guestrooms
                                                            Fire alarm wired to front desk
      Laundry
           Washer                                        1  85-lbs.
           Washers                                       2  50-lbs. each
           Four Dryers                                   4  75-lbs. each

      Construction Details
           Foundation                                       Poured Concrete
           Floor Slabs                                      Steel & Poured in-place concrete
           Extrerior Walls                                  Textured aggregate facade affixed to
                                                            light-weight panels attached to metal studs
           Windows                                          Aluminium Frame
           Roof                                             Conventional built-up asphalt

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Capital Improvements

The Holiday Inn Select - Beverly Hills was originally built by the Ramada Hotel Operating Company (RHOC), and opened as a Ramada Inn in 1973. In October, 1994 the subject property was acquired by its current owners "BH California Hotel Limited Partnership" - an entity controlled by Ashford Financial. Following the sale, the property was converted into a Holiday Inn Select. The owners have since spent approximately $1,472,000 each in 1994 and 1995. In addition, another $278,000 has been spent on the property in 1996. These renovations, totaling approximately $3.2 million, have included extensive renovations covering the guestrooms, public areas, and the property exterior. Out of this amount, approximately $1.6 million was spent on guestroom refurbishment.

Property Exterior

The hotel structure is situated on the east side of South Beverly Drive. In addition to the main 12-story hotel structure, the subject property has a detached five-story parking garage located adjacent to and on the south side of the main building which accommodates approximately 265 automobiles. Entrance and exit at the subject property is gained by the main entrance from South Beverly Drive on the western side of the subject property. Service traffic can gain access to the loading dock area, which is located toward the back of the hotel, on its eastern border. Access to this area is via a narrow alley, which is part of the subject property.

As part of the recently completed renovation, the subject property's management has spent approximately $300,000 on improving the exterior of the building. A large portion of this amount - or approximately $163,000 - was spent on power washing and re-caulking the property's exterior. Other expenses included upgrading the landscaping near the entrance and the porte cochere, improved lighting in the garage areas, repairing and sealing of the parking pavement, some roof repair work, and better directional signage to the subject property.

Lobby

The subject property's front desk and lobby are located on the ground floor, and can be accessed from the main entrance by a set of double doors. The lobby is finished with carpeting and ceramic floor tiles, vinyl wall coverings, an acoustical tile ceiling, and recessed incandescent lighting fixtures. The registration desk is located on the south wall of the front lobby, and is equipped with a computerized reservation and billing system. Other facilities located in the vicinity of the lobby are the main public restrooms, public telephones, the gift shop, and a large seating area furnished with sofas, arm chairs, tables, and potted plants. Three passenger elevators are located on

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the northeastern portion of the front lobby, and cannot be seen from the front desk.

At present, the condition of the lobby can be described as good. As part of the recently completed $3.2-million renovation project, the lobby area received new area rugs; in addition, the lights and lamps in the lobby were replaced; the phone area was upgraded to add two additional telephone booths, the ceiling was re-painted, and the seating area furniture was re-upholstered. According to the capital expenditure plan, approximately $25,000 was spent in the lobby renovation process.

Food and Beverage Outlets

Fontaine's restaurant is the subject property's multi-purpose restaurant, which serves breakfast, lunch and dinner seven days a week. The restaurant is located north of the front desk area, and is accessible to guests via a long corridor running along the western wall of the subject property. As part of the renovation process, approximately $28,000 was spent on renovating the restaurant. These renovations included new carpeting, re-furnished chairs, re-upholstered banquettes, paint work, and careful decorations consisting of wall murals and plants. At present, the condition of the restaurant can be described as excellent. In addition to the full-service restaurant, the subject property also has a lobby lounge, which is open from afternoon until late evening. This lounge is located directly opposite the front desk area. Approximately $41,000 was spent in the renovation of the lounge area, which included actual construction and re-designing of the lounge, new tables and chairs, and carpeting. At the time of our property tour, the restaurant and lounge both appeared to be in good condition.

Meeting and Banquet Space

The subject property's function space is located exclusively on the second floor. The largest of these rooms is the Main Ballroom, which can be broken out into three smaller function areas. In addition to the main ballroom, the subject property has four additional small meeting rooms. Management reported that these rooms have been recently re-furbished. As part of the recently completed renovations, the subject property's meeting rooms received new wall vinyl, lighting, carpeting, and chairs, as well as new airwalls. In addition to the meeting rooms, the second floor also contains a relatively fair amount of pre-function space, the executive offices, and a small exercise room.

Management reported that as part of the renovation process, approximately $125,000 has been spent on renovating the meeting space areas. These

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expenses included carpeting ($10,000), new chairs ($23,500), new table linen ($12,300), wall treatment ($6,000), movable walls ($35,000), new doors ($7,128), a PA system ($3,000), and other minor expenses totaling $18,000.

Guestrooms

The guestroom floors are all laid out in the same plan. The corridors are double loaded with guestrooms, and are I-shaped, extending the full length of the building. Typical guestroom finishes include double or king beds, dressers, night stands, coffee table, television set, telephone with data ports, an iron and ironing board, and coffee makers. All of the guest bathrooms contain a standard, three-fixture bath-shower combination and a toilet. In addition, all of the bathrooms are equipped with a vanity counter top, a half-length mirror, and a wash basin.

At the time of our inspection, the subject property's guestrooms appeared to be in excellent condition. The recently concluded renovations of guestrooms included new case and hard goods, carpeting, new air-conditioning units, television sets, and phones with data ports. According to the capital expenditure plan, approximately $1,371,000 was spent in renovating the guestrooms. Another $230,000 was spent in refurbishing the guest bathrooms. A summarized list of these expenses for the guestrooms can be seen in the following table.

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Table 3-4 Guestroom Renovations
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      Guestrooms

         AC Units                                               $  245,520
         Paint ceilings                                             23,000
         VWC, 12th Floor                                            14,400
         Television sets                                            94,500
         Bedsets                                                    90,000
         Carpeting                                                 162,000
         Case Goods                                                220,000
         Seating                                                   130,000
         Lamps                                                      42,000
         Artwork                                                    30,000
         Bedspreads                                                 31,000
         Draperies                                                 120,000
         Bath Hardware                                              32,500
         Suite Parlors                                              32,000
         Paint Doors and Frames                                     26,000
         Vanity Lights                                              20,800
         Other Miscellaneous                                        57,660
                                                                ----------
             Total                                              $1,371,380

      Bathrooms

         Bath Light and Soffit                                  $   26,000
         Bath VWC                                                   26,000
         Bath Hardware                                              52,000
         Toe Hardware                                               33,800
         Make-up Mirrors                                            16,000
         Ironing Board & Holders                                    13,000
         Other Miscellaneous                                        63,200
                                                                ----------
             Total                                              $  230,000

--------------------------------------------------------------------------------

Guestroom Corridors

Guestroom corridors are wide enough to permit the easy passage of housekeeping and room service carts. The corridors are finished with wall vinyl and wall carpeting, both of which were replaced during the renovations; approximately $80,000 was spent on corridor carpeting, and another $10,000 on wall vinyl. In addition, management indicted that new lighting and room number signs were also installed. Each guestroom floor has a vending area that contains an ice machine and the maid's closet; the latter is equipped with a laundry chute.

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Recreational Amenities

The only recreational activities the subject property offers are an outdoor swimming pool and an indoor exercise room. The swimming pool is located just outside Fontaine's restaurant. The management recently completed a $21,000 project to re-plaster and re-surface the pool deck. An additional $9,000 was spend on pool furniture and landscaping. As previously mentioned, the subject property's exercise room is located on the second floor, next to the ballroom. At the time of our site inspection, the exercise room and the pool both appeared to be in fair to good condition.

Back-of-the-House Space

The subject property's back-of-the-house areas are located on three separate levels. All of the mechanical and housekeeping rooms are located in the basement. The kitchen is located on the lobby level, adjacent to the restaurant and the lobby lounge. The administrative offices are housed on either the lobby level or the second floor, while the front office and most of the marketing offices are located at the southeast side of the lobby, and the executive offices are located on the second floor. The design and layout of the kitchen and housekeeping department are good with respect to the restaurants and meeting room areas. The only deficiency is the lack of a service elevators. Housekeeping and food and beverage departments are forced to use the guest elevators to transport linens and food and beverages. According to the capital improvement plan, management spent approximately $20,500 on a new washer and an ironer. An additional $10,000 was spent on miscellaneous kitchen equipment. Based on information provided by the property management, all of the subject property's operating systems are presently in good working condition.

Vertical Transportation

The subject property is served by three guest elevators. As previously mentioned, the subject property does not have a service elevator. This lack is considered to be a deficiency, as both housekeeping and food and beverage staff must use the guest elevators. At the time of our property inspection, these elevators appeared to be in fair condition; management recently installed new paneling and lights.

Heating, Ventilation, and Air Conditioning (HVAC)

Heating and air-conditioning is provided to the guestrooms by individual air conditioning units, which were recently replaced in all of the guestrooms. These units are through-the-wall units that run independently. The public space areas are heated and cooled by a centralized system. All of the plant and equipment machinery is located in the basement

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of the building. At the time of our inspection, property management reported that all of the HVAC equipment was in running order.

Fire Protection

The subject property has two internal fire escapes. These fire escapes can be accessed at each floor level, and extend the full height of the building, terminating at the ground floor level, with direct external access. The property is partially sprinklered. The guestrooms are not sprinklered; however, they do contain smoke detectors that are hard-wired to the main fire control station, which is located near the front desk. The fire hose standpipes are located in each exit stairwell.

Asbestos

According to information provided by management representatives, no asbestos is present in the subject property's improvements; however, we have not been provided with an asbestos report to confirm this assertion. The reader should be advised that any costs associated with asbestos removal or containment may have an unfavorable impact on the hotel's market value, and the estimate set forth in this appraisal reflects our value conclusions prior to the deduction of any such costs. We suggest that interested parties initiate an independent analysis regarding current asbestos levels and the capital expenditures necessary to remove any asbestos that is present.

ADA Conformance

Following the January 26, 1992 passage of the Americans with Disabilities Act
(ADA), hotels are subject to new physical standards. The appraisers are not experts on ADA compliance, and we render no opinion regarding the subject property's conformance to ADA standards. Capital expenditures that may be necessary to bring the property into accordance with the ADA will reduce our estimate of market value. Any on-going costs related to ADA regulations are expected to be funded by normal replacement reserves.

Improvements Conclusion

Overall, the subject property's improvements appear appropriate for hotel use. With the completion of renovations in the amount of approximately $3.2 million, the subject property's overall condition can be described to be good, and very competitive with its competitors. For the purposes of this appraisal, we have assumed that the subject property will be maintained in its present condition throughout the assumed ten year holding period. Specifically, it is assumed that hotel management will employ standard preventive maintenance measures, and that a reserve for replacement fund

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will be established which will fund the cost of any future necessary capital expenditures.

ZONING

According to the City of Los Angeles Department of Zoning Regulations, the subject property is zoned as follows.

                          C2 - 1VL Commercial District.

The subject property is located within the C2 District - a sub-classification of the CR - Limited Commercial District. The C2 District is intended to promote commercial and office developments such as banks, clubs, hotels, churches, schools, businesses, and professional child care facilities. Permitted uses after special approval include: auto service stations, amusement parks, hospitals, and second-hand businesses. The 1VL zoning classification specifies a height restriction; the maximum building height for this zoning appears to be unlimited.

Based on this information, the subject property appears to conform to local zoning regulations. We assume that all necessary permits and approvals have been secured (including an appropriate liquor license), and that the subject property was constructed in accordance with local zoning ordinances, building codes, and all other applicable regulations. Our zoning analysis should be verified before any physical changes are made to the hotel.

ASSESSED VALUE AND TAXES

Property - or ad valorem - tax is one of the primary revenue sources of municipalities. Based on the concept that the tax burden should be distributed in proportion to the value of all properties within a taxing jurisdiction, a system of assessments is established. Theoretically, the assessed value placed on each parcel bears a definite relationship to market value, so properties with equal market values will have similar assessments, and properties with higher and lower values will have proportionately larger and smaller assessments. Depending on the taxing policy of the municipality, property taxes can be based on the value of the real property alone, or the value of the personal property and the real property.

The taxing jurisdiction governing the subject property assesses real and personal property. According to the provisions of the Jarvis-Gann Amendment (Proposition 13), properties in California are assessed at 100% of fair market value, property taxes can increase by no more than 2% each year,

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and property taxes are limited to 1% of the market value of business property. Under the terms of Proposition 13, a sale of the subject property triggers a reassessment of the hotel, with the sale price forming the basis of the new assessment. The purpose of this appraisal is to estimate market value; market value inherently assumes the sale of the property as of the date of value. If such a sale were to occur, the hotel's assessed value would be adjusted to be in line with the sales price. However, this appraisal is being prepared for the use of Morgan Stanley in connection with their financing of this hotel, and the property will continue to be owned by Ashford Financial Corporation. As no sale will occur as of the date of value, we have assumed that the assessed value will remain at the historical levels, increasing by 2% per year, as provided by Proposition 13. The resultant tax burden will be utilized in our forecast of income and expense.

According to the Los Angeles County Tax Assessor's Office, the subject property is identified by the following parcel number.

                         Map: 4330; Lot: 031; Block: 040

According to the Los Angeles County Tax Assessor's Office, the subject property was assessed in 1995 at $6,494,000 (land) and $9,805,408 (improvements). The total assessed value in 1995 for the property was $16,300,000. Every 1,000 units of this value is multiplied by the tax rate. The 1995 tax rate for the subject property's jurisdiction was 1.03% per thousand. The results of these calculations yields a 1995 tax burden of approximately $212,000 for the subject hotel.

As mentioned above, we have assumed that the assessed value will remain at the historical levels, increasing by 2% per year, as provided by Proposition 13. Applying the projected changes to the 1995 tax burden yields the following forecast for property taxes for the subject property.

================================================================================
Table 10-1         Forecast of Property Tax Expense
--------------------------------------------------------------------------------

                                                1997        1998      Stabilized
      --------------------------------------------------------------------------
      Forecast of Property Taxes (+,000)        $221        $225        $230

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The subject property's tax burden is anticipated to be $221,000 in the first year of the projection period. Thereafter, it is forecasted to increase by 2% annually - the maximum legally permissible rate of assessment increase in the State of California.

NEIGHBORHOOD

The neighborhood surrounding a lodging facility often has an impact on a hotel's status, image, class, style of operation, and sometimes its ability to attract and properly serve a particular market segment. This section investigates the subject property's neighborhood and evaluates any pertinent locational factors that could affect its occupancy, average rate, food and beverage revenues, and overall profitability.

The neighborhood surrounding the subject property is characterized by high-income residential housing, light commercial land uses, and high-end retail establishments. The subject property is located approximately two blocks south of the boundary line of the City of Beverly Hills - one of Los Angeles's most prominent areas. As such, Beverly Hills is the number one tourist destination in Los Angeles, and boasts of some of the finest retail shopping in the world. Most of the upper-end retail establishments are located approximately five blocks northwest of the subject property, at the intersection of Wilshire Boulevard and Rodeo Drive. Another area which is important to the subject property's lodging neighborhood is Century City, located approximately one mile west of the subject property. The immediate neighborhood is characterized by a high concentration of small businesses, many of which deal with re-constructive plastic surgery. A bank and a commercial building are located immediately south of the subject property.

Neighborhood Conclusion

The neighborhood surrounding the Holiday Inn Select appears favorable, based on demand for lodging properties. The subject property appears to be in an excellent location in terms of access to and from all major roadways servicing West Los Angeles and the Los Angeles area as a whole. Its close proximity to both the City of Beverly Hills and Century City is an additional advantage for the subject property.

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================================================================================
4. Market Area Analysis

The economic vitality of the market surrounding the subject property is an important consideration in forecasting lodging demand and income potential. Economic and demographic trends that reflect the amount of visitation provide a basis from which to project hostelry demand. The purpose of the area analysis is to review available economic and demographic data to determine whether the local market will undergo economic growth, stability, or decline. In addition to predicting the direction of the economy, the rate of change must be quantified. These trends are then correlated based on their propensity to reflect variations in lodging demand with the objective of forecasting the growth or decline in visitation by individual market segment.

Market Area Definition

The subject property is situated in the City and County of Los Angeles, and the State of California. The Los Angeles-Long Beach Metropolitan Statistical Area
(MSA) encompasses all of Los Angeles County, and is used as a basis for studying demographic and economic changes in the subject market area. Los Angeles County is one of five counties comprising the Los Angeles Basin. Located along the southern portion of California's western coastline, Los Angeles County covers approximately 4,080 square miles. The county includes the Islands of Santa Catalina and San Clemente, and is bordered by the Pacific Ocean, as well as by Ventura, San Bernardino, and Orange Counties. The Los Angeles-Riverside-Orange County Consolidated Metropolitan Statistical Area (CMSA) comprises the three metropolitan statistical areas of Los Angeles-Long Beach, Anaheim-Santa Ana, and Riverside-San Bernardino.

The subject property is located approximately two blocks south of the Beverly Hills city line; the City of Beverly Hills is surrounded by the Greater Los Angeles area. The Beverly Hills area has long been known as the most prestigious residential and commercial address in the United States. Million-dollar homes, exclusive shopping, and celebrity gatherings are probably more strongly associated with this area than with any other city in

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the nation. The western region of Los Angeles is of particular importance to the subject property, and includes, in addition to Beverly Hills, the communities of Bel Air, Brentwood, Century City, Westwood, West Los Angeles, and West Hollywood. These cities comprise the West Los Angeles area, or, as it is referred to locally, the Westside. The primary market for the subject property is both urban and suburban in character and can be defined as Southern California and, specifically, as the cities and towns that constitute the Westside of Los Angeles County.

The Greater Los Angeles area, representing the second-largest metropolitan area in the nation, has historically experienced some of the strongest demographic and economic growth rates in the nation. In the early 1990s, however, the Southern California economy was adversely affected by the national economic recession and reductions in defense spending, which negatively impacted aerospace manufacturing and ancillary defense organizations. Reduced need for national security has further warranted the scheduled closure of numerous military installations throughout California - an on-going process which is expected to have a profound negative impact on local economies. Also, in recent years, state population growth has outpaced job growth, creating excess demand for public services and fiscal problems for California governments. Finally, overbuilt real estate markets and the subsequent failure of numerous savings and loan firms and commercial banks have exacerbated economic decline. The effects of economic decline vary by region within the state.

Economic and Demographic Data

Based on fieldwork conducted in the area and our in-house sources, we have evaluated various economic and demographic statistics to determine trends in lodging demand. A primary source of economic and demographic statistics used in this analysis is the Complete Economic and Demographic Data Source published by Woods & Poole Economics, Inc. - a well-regarded forecasting service based in Washington, DC. Using a data base containing more than 300 variables for each county in the nation, Woods & Poole employs a sophisticated regional model to forecast economic and demographic trends. Historical statistics are based on census data and information published by the Bureau of Economic Analysis. Projections are formulated by Woods & Poole. All dollar amounts have been adjusted for inflation, and thus, growth or decline represents real change in constant dollars.

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Population

We find that the rate of population growth generally establishes a minimum rate of increase for commercial hotel demand; this observation also holds true for the meeting and convention segment, if a majority of the meetings are business-oriented.

According to statistics provided by Woods & Poole Economics, the population of Los Angeles County increased at an average annual compounded rate of 1.3% between 1980 and 1995, and 0.6% per year from 1990 to 1995. Projections for the period between 1995 and 2000 indicate that the rate of population growth in the area will be weaker comparable with the short-term historical growth, with 0.2% annual growth anticipated. Population growth for the county has been historically lower comparable with that in the State of California, and below the growth experienced in the United States as a whole.

Projections indicate the same trend, but with annual gains that are slower than those experienced over the long-term historical period. Los Angeles County's population is expected to show an average annual compounded increase of 0.2% from 1995 to 2000, while the State of California experiences 1.1% annual growth, and the United States anticipates smaller gains of 0.9% per year. Given that population increases in excess of job creation rates was one of the factors that contributed to the statewide recession of the early 1990s, the projected low level of population growth for the county is viewed as a positive factor for the local economy.

Retail Sales

Retail sales levels reflect both population trends and the propensity to spend money on retail goods. There is no direct correlation between retail sales and hotel demand; however, retail sales trends tend to gauge the economic health and vitality of the market. Retail sales growth should cause local businesses to prosper and make it more likely for new firms to enter the market, thus causing an increase in the demand for lodging facilities. In areas where tourism is a significant economic factor, retail sales also reflect the amount of visitation.

Retail sales in Los Angeles County increased at an average annual compounded rate of 1.4% between 1990 and 1995, compared to a higher growth experienced by the State of California and the nation of 2.1% and 2.5%, respectively. Projections for the period between 1995 and 2000 indicate that retail sales growth in the county will increase 0.2% annually, compared to 1.1% for the state, and 0.9% for the United States.

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Personal Income

Of greater significance to our analysis of future market conditions are the statistics pertaining to growth in personal income. According to the procedures outlined in National Income and Product Accounts, personal income is calculated by totaling earned income (wages, salaries, other labor income, and proprietor's income), non-earned income, and residence adjustments and subtracting personal contributions to social insurance. Trends in personal income reflect the spending ability of local residents. Like population trends, personal income has no direct correlation with hotel room night demand within a defined area, but rather tends to gauge the economic health and vitality of the market.

According to Woods & Poole Economics, Inc., personal income in Los Angeles County increased at an average annual compounded rate of 1.7% between 1980 and 1995, which was below the national average of 2.3%. Personal income in the county between 1990 and 1995 exhibited a markedly slower annual growth rate of 0.1%. Projections indicate a significant upswing, with increases of 1.5% per year expected. These statistics appear to indicate improving economic conditions for the county. Personal income levels for the State of California and the United States are also expected to reflect healthy increases, with annual gains of 2.4% and 2.3%, respectively, projected between 1995 and 2000.

Work Force Characteristics

The key economic indicator at the regional level is employment. The characteristics of an area's work force provide an indication of the type and amount of transient visitation likely to be generated by local businesses. Particular significance should be placed on the wholesale trade and services sectors, which tend to have the greatest impact on lodging demand. The following table sets forth the Los Angeles County work force distribution by business sector for 1980 to 1995, 1990 to 1995, and 1995 to 2000.

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Table 4-1 Wage and Salary by Standard Industrial Classification for Los Angeles
          County +(,000)
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                                                 Percent                 Percent                 Percent                 Percent
Industry                                1980    of Total        1990    of Total        1995    of Total       2000     of Total
--------------------------------------------------------------------------------------------------------------------------------
Farm                                     8.4        0.2%        11.6        0.2%         8.5        0.2%         8.4        0.2%
Agriculture Services, Other             29.9        0.7         27.9        0.5         29.1        0.6         28.1        0.6
Mining                                  15.9        0.4         13.2        0.2          9.6        0.2          9.8        0.2
Construction                           153.0        3.5        214.0        4.0        173.7        3.5        172.5        3.4
Manufacturing                          938.6       21.7        894.0       16.6        702.2       14.1        685.2       13.5
Trans., Comm. & Public Utils.          214.1        5.0        248.5        4.6        236.8        4.7        231.6        4.6
Total Trade                            934.2       21.6      1,128.8       21.0      1,025.1       20.5      1,009.9       20.0
  Wholesale Trade                      287.0        6.6        339.4        6.3        293.4        5.9        290.2        5.7
  Retail Trade                         647.3       15.0        789.3       14.7        731.7       14.7        719.7       14.2
Finance, Insurance, & Real Estate      382.6        8.9        484.3        9.0        432.5        8.7        447.6        8.8
Services                             1,134.3       26.3      1,784.0       33.2      1,808.2       36.2      1,898.4       37.5
Total Government                       508.0       11.8        572.3       10.6        564.9       11.3        569.1       11.2
  Federal Civilian Govt.                74.7        1.7         74.6        1.4         70.5        1.4         65.1        1.3
  Federal Military Govt.                29.7        0.7         43.0        0.8         33.0        0.7         32.2        0.6
  State & Local Govt.                  403.6        9.3        454.7        8.5        461.4        9.2        471.7        9.3
                                     -------      -----      -------      -----      -------      -----      -------      -----
TOTAL                                4,319.0      100.0%     5,378.6      100.0%     4,990.6      100.0%     5,060.5      100.0%


                                         Average Annual Compounded
                                     ---------------------------------
                                               Percent Change
Industry                             1980-1995    1990-1995  1995-2000
----------------------------------------------------------------------
Farm                                   0.1%        (6.0)%     (0.3)%
Agriculture Services, Other           (0.2)         0.8       (0.7)
Mining                                (3.3)        (6.1)       0.3
Construction                           0.8         (4.1)      (0.1)
Manufacturing                         (1.9)        (4.7)      (0.5)
Trans., Comm. & Public Utils.          0.7         (1.0)      (0.4)
Total Trade                            0.6         (1.9)      (0.3)
  Wholesale Trade                      0.1         (2.9)      (0.2)
  Retail Trade                         0.8         (1.5)      (0.3)
Finance, Insurance, & Real Estate      0.8         (2.2)       0.7
Services                               3.2          0.3        1.0
Total Government                       0.7         (0.3)       0.1
  Federal Civilian Govt.              (0.4)        (1.1)      (1.6)
  Federal Military Govt.               0.7         (5.2)      (0.5)
  State & Local Govt.                  0.9          0.3        0.4
                                       ---          ---        ---
TOTAL                                  1.0%        (1.5)%     (0.3)

Source: Woods and Poole Economics, Inc.

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Based on the above table, an increase of 1.0%, compounded annually, in total employment was experienced in Los Angeles County between 1980 and 1995; employment actually declined between 1990 and 1995, and a 1.5% annual decrease. Employment is projected to increase slowly - by 0.3% - between 1995 and 2000. The decline in employment from 1990 to 1995 is reflective of the recession suffered by California in the early 1990s, as previously discussed. In conjunction with the military downsizings and base closures affecting California in general after the end of the Cold War, employment in the federal government and military sectors declined at average annual compounded rates of 1.1% and 5.2%, respectively, between 1990 and 1995. Employment in the federal military government sector is projected to continue to drop severely from 1995 to 2000, at an anticipated rate of decline of 0.5% per year.

Locally however, signs of economic recovery began to appear in 1994. According to Jack Kyser, Chief Economist at the Economic Development Corporation of Los Angeles County, Inc., the recovery that is underway in California is being driven by a variety of forces, including international trade, motion picture/television production, tourism, wholesale trade, the resale housing market, and even a modest upturn in new home

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construction. Factors suggesting a promising economic outlook include Los Angeles's advantageous location on the Pacific Rim, one of the world's most rapidly developing areas. The North American Free Trade Agreement, intended to establish the largest free-trade block in the world, is anticipated to catalyze manufacturing and related growth. Expansions are underway at both the Port of Los Angeles and the Port of Long Beach, as well as at the Los Angeles International Airport. According to economists, increased trade will equate to increased travel. Furthermore, in response to the current economic imbalance, supply and demand forces are expected to lower the cost of living and conducting business in the state. State governing bodies have already drafted legislation to curtail the state's "anti-business" reputation, including investment, research and development, and tax incentives. Lodging demand, which has already demonstrated a considerable resurgence, is expected to mirror the trend of the overall state economy, with healthy, gradual expansion over the long term.

The entertainment industry, which is estimated to employ directly and indirectly 450,000 people, continues to be the region's economic juggernaut. The entertainment industry is anticipated to continue contributing to the local economy, as major plans for expansions have been announced. MCA has announced plans for a $3-billion expansion at Universal City; Sony is investing roughly $100 million in its lot in Culver City; and Warner Brothers reportedly intends to expand its lots in Burbank. The entertainment industry, in fueling the recovery for the region, has surprisingly taken over as the primary economic growth force. After suffering tumultuous attrition since 1991, the once-ailing aerospace and defense industry received a significant boost in 1995. Long Beach-based McDonnell Douglas received an order for 80 C-17 cargo planes from the U.S. Air Force. The order is estimated to affect 10,000 workers. McDonnell Douglas and Seattle-based Boeing jointly received a $6-billion order from Saudi Arabia for 61 commercial aircraft. Such development in the local and regional economy is considered to be a positive trend, and is expected to have a beneficial impact on lodging demand.

The major employers in immediate vicinity of the subject property's market area represent a cross section of hotel demand potential. Some are national in scope, while others operate on a more local basis; some are engaged in services, and others are active in the entertainment industry. The following table outlines some of the major employers in Los Angeles/Beverly Hills market area.

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Table 4-2 Major Employers
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Company                                  Business/Product              Employees
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Fox Entertainment, Inc.                  Entertainment                 >1,000
City of Beverly Hills                    Government                       900
Beverly Hilton Hotel                     Hotel                            680
Regent Beverly Wilshire                  Hotel                            600
Beverly Hills Unified School District    Education                        600
Nieman-Marcus                            Retail                           500
Beverly Hills Hotel                      Hotel                            425
William Morris Agency                    Talent Agency                    400
Creative Artists Agency                  Talent Agency                    375
City National Bank                       Finance                          370
Saks Fifth Avenue                        Retail                           325
Peninsula Beverly Hills                  Hotel                            310
Shapell Industries, Inc.                 Development                      309
Advance Building Maintenence             Building Maintenance             300
Hilton Hotels Corporation                Hotel Company, Headquarters      300
International Creative Management        Talent Agency                    280

                    Source: Beverly Hills Chamber of Commerce

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Office Space

Office space vacancy rates have been declining both in the West Los Angeles area, where the subject property is located, as well as in the City of Beverly Hills, bordering the subject property. According to Grubb & Ellis, the office vacancy level fell to 14.9% in 1995 for Beverly Hills, which was slightly lower than the total vacancy level for the entire West Los Angeles area, at 15.2%.

Airport Traffic

Airport passenger counts are an important indicator of transient lodging demand. Depending on the type of service provided by a particular airfield, a sizable percentage of arriving passengers may require hotel accommodations. Trends in passenger counts also reflect local business activity and the overall economic health of an area.

The subject property is located within approximately ten miles of the Los Angeles International Airport (LAX). Total passenger volume at LAX increased at an average annual compounded rate of 3.3% between 1980 and 1995. In 1991, passenger activity dropped a minimal 0.3%; however, since 1992, total passenger volume has grown each year, with 1995 recording a healthy 5.6% increase. Overall, the pattern of growth illustrated by the

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passenger traffic trends at Los Angeles International Airports is a favorable economic trend for the subject property.

Leisure Travel

Leisure demand in the subject property's market is generated primarily by tourists and others visiting the Los Angeles area. The area's proximity to Hollywood and the related entertainment industry attractions, together with the high profile image of Beverly Hills and the residents thereof, generate a significant amount of tourism and leisure demand each year. This demand is both national and international in nature, and includes individuals utilizing rooms purchased through a travel package which typically includes airfare, lodging and transportation (usually a rental car).

Tourist Attractions

Tourism is an identifiable source of employment, business profits, and lodging demand generation in California. Two of the nation's leading visitor attractions
- Disneyland and Knott's Berry Farm - are located in the nearby Orange County. In addition, Universal Studios and other Hollywood studios are situated in the Los Angeles. These attractions alone serve more than 20 million visitors annually.

Because of the national recession, tourism-related visitation to Los Angeles County declined slightly in the early 1990s; however, the City of Beverly Hills has experienced positive growth trends over the past few years. In addition, the city's famed shopping district continue to attract visitors to Beverly Hills, creating significant leisure demand for the subject property.

Conclusion

Our review of various economic and demographic data indicates that the subject property's market area can expect to benefit from stable growth, barring any unforeseen downturns or upswings in the economy. The following table summarizes the economic and demographic trends discussed throughout this section. All figures that reflect dollar amounts have been adjusted for inflation, and thus, reflect real change. It should be noted that the percent changes indicated in the following tables are based on unrounded figures, and thus, may not calculate exactly.

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Table 4-3 Economic and Demographic Data for the Subject Property's Market Area
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                                                                                                 Avg. Annual
Data Type                                           Period          Data Point      Data Point  Comp. Change
------------------------------------------------------------------------------------------------------------
Long-Term Historical Population (+,000)
  Los Angeles County                               1980-1995           7,502.5         9,167.9        1.3%
  Los Angeles-Long Beach, CA MSA                   1980-1995           7,502.5         9,167.9        1.3
  Los Angeles-Riverside-Orange County, CA CMSA     1980-1995          11,556.2        15,440.7        2.0
  State of California                              1980-1995          23,792.8        31,809.5        2.0
  United States                                    1980-1995         227,225.6       262,791.0        1.0
Short-Term Historical Population (+,000)
  Los Angeles County                               1990-1995           8,881.3         9,167.9        0.6
  Los Angeles-Long Beach, CA MSA                   1990-1995           8,881.3         9,167.9        0.6
  Los Angeles-Riverside-Orange County, CA CMSA     1990-1995          14,599.8        15,440.7        1.1
  State of California                              1990-1995          29,905.4        31,809.5        1.2
  United States                                    1990-1995         249,401.4       262,791.0        1.1
Projected Population (+,000)
  Los Angeles County                               1995-2000           9,167.9         9,255.5        0.2
  Los Angeles-Long Beach, CA MSA                   1995-2000           9,167.9         9,255.5        0.2
  Los Angeles-Riverside-Orange County, CA CMSA     1995-2000          15,440.7        16,121.4        0.9
  State of California                              1995-2000          31,809.5        33,677.8        1.1
  United States                                    1995-2000         262,791.0       274,758.4        0.9
Long-Term Historical Retail Sales (+,000,000)
  Los Angeles County                               1980-1995          48,207.5        57,694.3        1.2
  Los Angeles-Long Beach, CA MSA                   1980-1995          48,207.5        57,694.3        1.2
  Los Angeles-Riverside-Orange County, CA CMSA     1980-1995          74,863.7        99,715.6        1.9
  State of California                              1980-1995         154,157.0       208,913.4        2.0
  United States                                    1980-1995       1,340,768.9     1,765,826.1        1.9
Short-Term Historical Retail Sales (+,000,000)
  Los Angeles County                               1990-1995          53,917.5        57,694.3        1.4
  Los Angeles-Long Beach, CA MSA                   1990-1995          53,917.5        57,694.3        1.4
  Los Angeles-Riverside-Orange County, CA CMSA     1990-1995          91,141.2        99,715.6        1.8
  State of California                              1990-1995         187,935.6       208,913.4        2.1
  United States                                    1990-1995       1,557,380.2     1,765,826.1        2.5
Projected Retail Sales (+,000,000)
  Los Angeles County                               1995-2000          57,694.3        58,175.4        0.2
  Los Angeles-Long Beach, CA MSA                   1995-2000          57,694.3        58,175.4        0.2
  Los Angeles-Riverside-Orange County, CA CMSA     1995-2000          99,715.6       104,102.9        0.9
  State of California                              1995-2000         208,913.4       221,038.5        1.1
  United States                                    1995-2000       1,765,826.1     1,846,830.4        0.9
Long-Term Historical Retail Sales Per Capita
  Los Angeles County                               1980-1995           6,425.6         6,293.1       (0.1)
  Los Angeles-Long Beach, CA MSA                   1980-1995           6,425.6         6,293.1       (0.1)
  Los Angeles-Riverside-Orange County, CA CMSA     1980-1995           6,478.2         6,458.0       (0.0)
  State of California                              1980-1995           6,479.1         6,567.6        0.1
  United States                                    1980-1995           5,900.6         6,719.5        0.9

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Table 4-3 Economic and Demographic Data for the Subject Property's Market Area
          (continued)
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                                                                                                                  Avg. Annual
Data Type                                                               Period       Data Point    Data Point     Comp. Change
------------------------------------------------------------------------------------------------------------------------------
Short-Term Historical Retail Sales Per Capita
  Los Angeles County                                                  1990-1995         6,070.9       6,293.1         0.7%
  Los Angeles-Long Beach, CA MSA                                      1990-1995         6,070.9       6,293.1         0.7
  Los Angeles-Riverside-Orange County, CA CMSA                        1990-1995         6,242.6       6,458.0         0.7
  State of California                                                 1990-1995         6,284.3       6,567.6         0.9
  United States                                                       1990-1995         6,244.5       6,719.5         1.5
Projected Personal Retail Sales Per Capita
  Los Angeles County                                                  1995-2000         6,293.1       6,285.5        (0.0)
  Los Angeles-Long Beach, CA MSA                                      1995-2000         6,293.1       6,285.5        (0.0)
  Los Angeles-Riverside-Orange County, CA CMSA                        1995-2000         6,458.0       6,457.4        (0.0)
  State of California                                                 1995-2000         6,567.6       6,563.3        (0.0)
  United States                                                       1995-2000         6,719.5       6,721.7         0.0
Long-Term Historical Eating and Drinking Place Sales (+,000,000)
  Los Angeles County                                                  1980-1995         5,228.0       6,885.5         1.9
  Los Angeles-Long Beach, CA MSA                                      1980-1995         5,228.0       6,885.5         1.9
  Los Angeles-Riverside-Orange County, CA CMSA                        1980-1995         8,043.3      11,493.2         2.4
  State of California                                                 1980-1995        16,496.4      24,107.7         2.6
  United States                                                       1980-1995       126,131.6     185,035.4         2.6
Short-Term Historical Eating and Drinking Place Sales (+,000,000)
  Los Angeles County                                                  1990-1995         6,330.1       6,885.5         1.7
  Los Angeles-Long Beach, CA MSA                                      1990-1995         6,330.1       6,885.5         1.7
  Los Angeles-Riverside-Orange County, CA CMSA                        1990-1995        10,415.7      11,493.2         2.0
  State of California                                                 1990-1995        21,487.0      24,107.7         2.3
  United States                                                       1990-1995       161,197.4     185,035.4         2.8
Projected Eating and Drinking Place Sales (+,000,000)
  Los Angeles County                                                  1995-2000         6,885.5       7,162.7         0.8
  Los Angeles-Long Beach, CA MSA                                      1995-2000         6,885.5       7,162.7         0.8
  Los Angeles-Riverside-Orange County, CA CMSA                        1995-2000        11,493.2      12,369.8         1.5
  State of California                                                 1995-2000        24,107.7      26,276.2         1.7
  United States                                                       1995-2000       185,035.4     199,127.3         1.5
Long-Term Historical Eating and Drinking Place Sales Per Capita
  Los Angeles County                                                  1980-1995           696.8         751.0         0.5
  Los Angeles-Long Beach, CA MSA                                      1980-1995           696.8         751.0         0.5
  Los Angeles-Riverside-Orange County, CA CMSA                        1980-1995           696.0         744.3         0.4
  State of California                                                 1980-1995           693.3         757.9         0.6
  United States                                                       1980-1995           555.1         704.1         1.6
Short-Term Historical Eating and Drinking Place Sales Per Capita
  Los Angeles County                                                  1990-1995           712.8         751.0         1.1
  Los Angeles-Long Beach, CA MSA                                      1990-1995           712.8         751.0         1.1
  Los Angeles-Riverside-Orange County, CA CMSA                        1990-1995           713.4         744.3         0.9
  State of California                                                 1990-1995           718.5         757.9         1.1
  United States                                                       1990-1995           646.3         704.1         1.7

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Table 4-3 Economic and Demographic Data for the Subject Property's Market Area
          (continued)
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                                                                                                         Avg. Annual
Data Type                                                 Period          Data Point      Data Point     Comp. Change
---------------------------------------------------------------------------------------------------------------------
Projected Eating and Drinking Place Sales Per Capita
  Los Angeles County                                     1995-2000             751.0           773.9         0.6%
  Los Angeles-Long Beach, CA MSA                         1995-2000             751.0           773.9         0.6
  Los Angeles-Riverside-Orange County, CA CMSA           1995-2000             744.3           767.3         0.6
  State of California                                    1995-2000             757.9           780.2         0.6
  United States                                          1995-2000             704.1           724.7         0.6
Long-Term Historical Personal Income (+,000,000)
  Los Angeles County                                     1980-1995         124,705.7       160,992.6         1.7
  Los Angeles-Long Beach, CA MSA                         1980-1995         124,705.7       160,992.6         1.7
  Los Angeles-Riverside-Orange County, CA CMSA           1980-1995         191,005.0       270,385.0         2.3
  State of California                                    1980-1995         389,309.0       568,838.9         2.6
  United States                                          1980-1995       3,163,874.0     4,443,243.2         2.3
Short-Term Historical Personal Income (+,000,000)
  Los Angeles County                                     1990-1995         160,353.5       160,992.6         0.1
  Los Angeles-Long Beach, CA MSA                         1990-1995         160,353.5       160,992.6         0.1
  Los Angeles-Riverside-Orange County, CA CMSA           1990-1995         262,501.3       270,385.0         0.6
  State of California                                    1990-1995         537,579.6       568,838.9         1.1
  United States                                          1990-1995       4,051,714.6     4,443,243.2         1.9
Projected Personal Income (+,000,000)
  Los Angeles County                                     1995-2000         160,992.6       173,579.9         1.5
  Los Angeles-Long Beach, CA MSA                         1995-2000         160,992.6       173,579.9         1.5
  Los Angeles-Riverside-Orange County, CA CMSA           1995-2000         270,385.0       301,062.6         2.2
  State of California                                    1995-2000         568,838.9       641,646.6         2.4
  United States                                          1995-2000       4,443,243.2     4,972,219.5         2.3
Long-Term Personal Income per Capita
  Los Angeles County                                     1980-1995          16,622.0        17,560.0         0.4
  Los Angeles-Long Beach, CA MSA                         1980-1995          16,622.0        17,560.0         0.4
  Los Angeles-Riverside-Orange County, CA CMSA           1980-1995          16,528.0        17,511.0         0.4
  State of California                                    1980-1995          16,362.0        17,883.0         0.6
  United States                                          1980-1995          13,924.0        16,908.0         1.3
Short-Term Historical Personal Income per Capita
  Los Angeles County                                     1990-1995          18,055.0        17,560.0        (0.6)
  Los Angeles-Long Beach, CA MSA                         1990-1995          18,055.0        17,560.0        (0.6)
  Los Angeles-Riverside-Orange County, CA CMSA           1990-1995          17,980.0        17,511.0        (0.5)
  State of California                                    1990-1995          17,976.0        17,883.0        (0.1)
  United States                                          1990-1995          16,246.0        16,908.0         0.8
Projected Personal Income per Capita
  Los Angeles County                                     1995-2000          17,560.0        18,754.0         1.3
  Los Angeles-Long Beach, CA MSA                         1995-2000          17,560.0        18,754.0         1.3
  Los Angeles-Riverside-Orange County, CA CMSA           1995-2000          17,511.0        18,675.0         1.3
  State of California                                    1995-2000          17,883.0        19,053.0         1.3
  United States                                          1995-2000          16,908.0        18,097.0         1.4

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Table 4-3 Economic and Demographic Data for the Subject Property's Market Area
          (continued)
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                                                                                                        Avg. Annual
Data Type                                                           Period     Data Point  Data Point   Comp. Change
--------------------------------------------------------------------------------------------------------------------
Long-Term Historical Employment - Los Angeles County (+,000)
  Farm                                                            1980-1995           8.4         8.5        0.1%
  Agriculture Services, Other                                     1980-1995          29.9        29.1       (0.2)
  Mining                                                          1980-1995          15.9         9.6       (3.3)
  Construction                                                    1980-1995         153.0       173.7        0.8
  Manufacturing                                                   1980-1995         938.6       702.2       (1.9)
  Trans., Comm. & Public Utils                                    1980-1995         214.1       236.8        0.7
  Total Trade                                                     1980-1995         934.2     1,025.1        0.6
   Wholesale Trade                                                1980-1995         287.0       293.4        0.1
   Retail Trade                                                   1980-1995         647.3       731.7        0.8
  Finance, Insurance, & Real Estate                               1980-1995         382.6       432.5        0.8
  Services                                                        1980-1995       1,134.3     1,808.2        3.2
  Total Government                                                1980-1995         508.0       564.9        0.7
   Federal Civilian Govt                                          1980-1995          74.7        70.5       (0.4)
   Federal Military Govt                                          1980-1995          29.7        33.0        0.7
   State & Local Govt                                             1980-1995         403.6       461.4        0.9
  TOTAL                                                           1980-1995       4,319.0     4,990.6        1.0
Short-Term Historical Employment - Los Angeles County (+,000)
  Farm                                                            1990-1995          11.6         8.5       (6.0)
  Agriculture Services, Other                                     1990-1995          27.9        29.1        0.8
  Mining                                                          1990-1995          13.2         9.6       (6.1)
  Construction                                                    1990-1995         214.0       173.7       (4.1)
  Manufacturing                                                   1990-1995         894.0       702.2       (4.7)
  Trans., Comm. & Public Utils                                    1990-1995         248.5       236.8       (1.0)
  Total Trade                                                     1990-1995       1,128.8     1,025.1       (1.9)
   Wholesale Trade                                                1990-1995         339.4       293.4       (2.9)
   Retail Trade                                                   1990-1995         789.3       731.7       (1.5)
  Finance, Insurance, & Real Estate                               1990-1995         484.3       432.5       (2.2)
  Services                                                        1990-1995       1,784.0     1,808.2        0.3
  Total Government                                                1990-1995         572.3       564.9       (0.3)
   Federal Civilian Govt                                          1990-1995          74.6        70.5       (1.1)
   Federal Military Govt                                          1990-1995          43.0        33.0       (5.2)
   State & Local Govt                                             1990-1995         454.7       461.4        0.3
  TOTAL                                                           1990-1995       5,378.6     4,990.6       (1.5)

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Table 4-3 Economic and Demographic Data for the Subject Property's Market Area
          (continued)
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                                                                                            Avg. Annual
Data Type                                               Period     Data Point  Data Point   Comp. Change
--------------------------------------------------------------------------------------------------------
Projected Employment - Los Angeles County (+,000)
  Farm                                                1995-2000           8.5         8.4       (0.3%)
  Agriculture Services, Other                         1995-2000          29.1        28.1       (0.7)
  Mining                                              1995-2000           9.6         9.8        0.3
  Construction                                        1995-2000         173.7       172.5       (0.1)
  Manufacturing                                       1995-2000         702.2       685.2       (0.5)
  Trans., Comm. & Public Utils                        1995-2000         236.8       231.6       (0.4)
  Total Trade                                         1995-2000       1,025.1     1,009.9       (0.3)
   Wholesale Trade                                    1995-2000         293.4       290.2       (0.2)
   Retail Trade                                       1995-2000         731.7       719.7       (0.3)
  Finance, Insurance, & Real Estate                   1995-2000         432.5       447.6        0.7
  Services                                            1995-2000       1,808.2     1,898.4        1.0
  Total Government                                    1995-2000         564.9       569.1        0.1
   Federal Civilian Govt                              1995-2000          70.5        65.1       (1.6)
   Federal Military Govt                              1995-2000          33.0        32.2       (0.5)
   State & Local Govt                                 1995-2000         461.4       471.7        0.4
  TOTAL                                               1995-2000       4,990.6     5,060.5        0.3

                      Source: Woods & Poole Economics, Inc.

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Table 4-3 Economic and Demographic Data for the Subject Property's Market Area
          (continued)
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Office Space:
------------        Rentable      Available                    Net         Asking Monthly Rents
                     Square         Square       Vacancy    Absorption     --------------------
      Year            Feet           Feet         Rate         1994         Low            High
-----------------------------------------------------------------------------------------------
Beverly Hills
 1989              4,814,000        535,000       11.1%      152,000      $1.45           $3.25
 1990              5,189,000      1,034,000       19.9       (81,000)      2.00            3.35
 1991              5,523,000      1,257,000       22.8        34,000       1.50            3.50
 1992              5,525,000      1,136,000       20.6       125,000       1.50            3.50
 1993              5,416,000      1,280,000       23.6      (150,000)      1.60            2.80
 1994              5,100,000      1,120,000       22.0        65,000       1.45            2.75
 1995              4,923,000        735,000       14.9       200,000                2.15

West Los Angeles Total
 1989             40,214,000      5,433,000       13.5%    1,728,000      $1.00           $4.00
 1990             42,240,000      6,441,000       15.2       570,000       1.25            4.30
 1991             43,863,000      8,829,000       20.1       181,000       0.95            3.95
 1992             44,088,000      8,383,000       19.0     1,000,000       0.99            3.95
 1993             44,134,000      8,190,000       18.6       165,000       1.00            3.60
 1994             43,280,000      7,255,000       16.8       735,000       1.00            3.50
 1995             42,703,000      6,491,000       15.2       314,000                1.86

                              Source: Grubb & Ellis

Airport Statistics:
------------------

                  Passenger
Year            Traffic Totals    % Change
------------------------------------------

1980              33,040,032        ---
1981              32,722,534       (1.0)%
1982              32,383,105       (1.0)
1983              33,426,731        3.2
1984              34,361,715        2.8
1985              37,647,983        9.6
1986              41,417,867        10.0
1987              44,873,113        8.3
1988              44,398,611       (1.1)
1989              44,967,221        1.3
1990              45,810,221        1.9
1991              45,668,204       (0.3)
1992              46,964,555        2.8
1993              47,844,794        1.9
1994              51,050,275        6.7
1995              53,909,223        5.6

Annual Average Compounded
Percent Change, 1980-95:    3.3%

Source:  Los Angeles Department of Airports

Projected Airport Statistics:
----------------------------

                  Passenger
Year            Traffic Totals      % Change
--------------------------------------------

1996              57,600,000          ---
1997              59,100,000          2.6%
1998              60,500,000          2.4
1999              62,100,000          2.6
2000              63,700,000          2.6

Annual Average Compounded
  Percent Change, 1996-2000:          0.3%

Source: Federal Aviation Administration

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The Lodging Market Supply and Demand Analysis section of this economic study and appraisal will relate these historical and projected growth trends to specific market segments based on their propensity to reflect visitation. This analysis will provide a basis for forecasting changes in room night demand in the subject property's area.

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================================================================================
5.  Overview of External Forces Affecting
    the U.S. Lodging Industry

Introduction

Hotel ownership is ultimately the business of creating and enhancing value. To understand the investment potential of lodging facilities, investors must be thoroughly aware of the many forces that can cause changes in the value of their properties. Although some of these forces are internal (such as the layout and design of the facilities, the quality of management, and the condition of the property), others are external (such as the local economic environment and the competitive nature of the market). The risk associated with hotel investment lies largely with the external forces that are beyond the control of ownership and contribute to the variability of future income flows.

Investors and appraisers can project financial results by evaluating the historical impact of external forces on hotel values. Successful hotel investors seek opportunities where the risk of external forces can be minimized, thus reducing the uncertainty associated with income expectations.

When investors engage in due diligence prior to acquiring a lodging facility, they are primarily interested in trends affecting a limited geographic market area, such as a town, city, or county. A broader overview takes into account national and international travel patterns and trends. An understanding of the general characteristics of the United States hotel market is important because these trends often foreshadow economic and demographic changes in smaller areas.

This section of the appraisal will present an overview of the U.S. lodging industry by tracing many of the forces that influence hotel values. Historical economic and demographic data, and industry statistics will be analyzed to provide a basis for projections. Forecasts will be evaluated to determine their reasonableness. The conclusions represent another set of criteria that hotel investors consider in making their acquisition decisions.

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The Supply and Demand Relationship

Most business ventures are influenced by the relationship between supply and demand. In the hotel industry, supply refers to the number of units. A unit consists of one or more rooms and represents the smallest accommodation that can be rented to a guest. Each unit must have a full bath and its own entrance to a public hallway or the building exterior. Demand refers to a room night, which is one unit that is occupied for one night. The supply and demand relationship has a significant influence on a hotel's occupancy and/or average room rate.

Occupancy is calculated by dividing the number of rooms that are occupied for a specific period by the total number of rooms that are available during the same period. Average room rate is determined by dividing the total rooms revenue achieved during a specific period by the number of rooms occupied during that period; it also represents the weighted average of all the room rates charged during that period. In a market where demand is increasing faster than supply, occupancies rise and average rate growth generally exceeds inflation. When supply is increasing faster than demand, occupancies fall and average rates typically remain level or decline. Hotels generate revenue based on occupancy and average rate, and thus the supply and demand relationship is an important factor in analyzing profits and value.

Hotel occupancy levels have shown definite cycles that reflect the balance between supply and demand. The early 1970s marked the beginning of a hotel building boom reminiscent of the 1920s. Many factors contributed to this expansion, but the two main elements were readily available financing and aggressive chains that were eager to sell franchises. The new construction during the 1970s was made possible by the enormous amount of financing generated by all lenders, particularly real estate investment trusts (REITs). These high-leverage finance companies were created to allow small investors to participate in real estate mortgages and equities. The concept was quickly accepted by Wall Street, and soon billions of dollars were available to finance real estate projects. Many lenders became so overwhelmed with new money that their underwriting procedures broke down and some marginal developments were approved.

During the late 1960s and early 1970s, hotel companies actively expanded their chains through franchising. Franchising was a source of new capital, allowing hotel companies to grow and achieve national recognition using the franchisee's financial investment in individual properties. Some franchisors, eager to demonstrate sustained growth and establish a national

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presence, employed questionable marketing tactics to sell new franchises. Salespeople were often compensated based on the number of franchises sold, so there was little incentive to discourage developers from investing in poor locations and overbuilt markets. Many lenders and hostelry developers were led to believe that a national franchise would guarantee a successful operation.

The combination of readily available financing and aggressive hotel chains eager to sell franchises resulted in overbuilding and development of many poorly located, undercapitalized hostelries managed by inexperienced owners. The bubble burst on the lodging industry when inflation caused construction costs and interest rates to escalate. The 1974 energy crisis drastically reduced travel, and the accompanying recession curtailed business trips, conferences, and conventions.

Operators of marginal properties quickly fell behind in their mortgage payments, and lenders were forced to foreclose. As lenders became hostelry owners, they either organized work-out departments headed by experienced hoteliers or engaged professional hotel management companies to assume operational responsibilities. Sales data indicate that lenders who were looking for quick sales to remove non-performing hotel assets from their books had to lower their prices substantially to attract all-cash buyers. Lenders who were willing to hold on to foreclosed hotels and employ professional management to reposition and improve the properties' operation were generally able to recoup their original investments in three to five years, once the industry began to recover. However, even lenders who repositioned their hotels had to take back favorable purchase-money financing to sell the properties because money from other sources was not available.

History has shown that during economic downturns, hotel values generally do not fall in proportion to the properties' declining incomes. Sellers, and particularly lenders who take back hotels through foreclosure, are often unwilling to sell at substantially reduced prices. They are more likely to wait out the downward cycle and dispose of their assets when the market begins to rebound. Thus, appraisers can best reflect market behavior by projecting a facility's net income to a point of recovery and applying the proper discounted cash flow procedure over that time period.

The late 1970s was a period of relative calm for the lodging industry. Because most lenders were recovering from the financial wounds inflicted by

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the 1975 recession, they had little interest in making hotel mortgages. New construction was restrained, and primarily consisted of additions to existing properties and the development of some large, downtown hotels oriented toward the commercial and convention markets. The rebirth of center-city hostelries was a direct result of fuel shortages and the availability of government financing for inner-city redevelopment projects. Highway-oriented properties, on the other hand, were adversely affected by escalating gasoline prices and decreased automobile travel, and these lodging facilities lost some of their appeal among investors and hotel companies.

Decreased building activity, the normal retirement of older hostelries from the market, and an improving economy created a favorable supply and demand relationship and record-high occupancy levels from 1979 to 1980. Average room rates increased rapidly as operators took advantage of the excess demand to recoup earlier losses and keep up with inflation.

After the decline in hotel development during the late 1970s, the environment appeared suitable for a period of renewed expansion. However, the Federal Reserve tightened the money supply in the early 1980s, sending the prime interest rate up to double-digit levels. Most of the projects that were in the preliminary planning stages but lacked sensible financing were put on hold.

Fiscal policy and declining energy prices eventually reduced the national inflation rate. This caused a decline in hotel interest rates beginning in 1983, and suddenly massive amounts of capital were available for real estate investments. Hotel developers who had been out of the market since the mid-1970s rushed to initiate new projects. They were aided by several major real estate development incentives: high occupancies and escalating room rates, readily available debt and equity financing, and unique income tax benefits designed to stimulate the national economy out of a recession.

During the early 1980s, trends were generally favorable for new hotel development. Although the recession caused a decline in lodging demand, many markets showed relatively high occupancy levels. Room rates were usually able to keep up with inflation, and the travel industry was expected to boom as a result of a recovering economy. Franchise sellers signed up new prospects aggressively, using product segmentation to justify the saturation of a market with a common brand.

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Financing was readily available from the savings and loan industry. Following deregulation, these banks were permitted to lend on commercial real estate, such as hotels. Although savings and loans had experience in making loans on single-family homes, few had expertise with commercial properties, and fewer still with hotels. The result was almost identical to the real estate investment trust fiasco the decade before: loan underwriting and administration were inept and sometimes nonexistent, the number of loans made seemed more important than the quality of the real estate and the integrity of the borrower, and short-term funds were often used to finance long-term mortgages. In the early 1990s, the industry suffered the consequences of this lending spree: most major hotel markets became severely overbuilt and many savings and loans went out of business.

Another factor contributing to hotel development in the 1980s was the very favorable treatment provided by income tax regulations. By carefully structuring hotel syndications to take advantage of all available tax benefits, investors could virtually recoup their total cash outlay in the first year and reap additional benefits in the future regardless of the economic success of the underlying asset. Because there was little incentive to justify a transaction's economics (i.e., cash flow and reversionary benefits), a number of syndicators overpaid for hotel properties, took out usurious fees, and overloaded their hotels with debt.

A change in the tax law in the mid-1980s eliminated many of the benefits associated with hotels, but the overbuilding in most markets was either in progress or had already taken place. By the end of the 1980s, the abuses of the savings and loans had become apparent, but it was too late to reverse the overbuilding. Between 1985 and 1990, approximately 556,000 rooms were added to the U.S. hotel supply.

The national economy entered another recession in 1990, and this factor (coupled with overbuilding and the Persian Gulf War in 1991) caused the national hotel occupancy rate to bottom out at 60.9%. In some markets, hotel occupancies were as low as 35%. This supply and demand imbalance was almost identical to the situation in the 1970s that led to numerous hotel failures. As in the REIT days, the number of non-performing loans reached record levels, and lenders moved to a work-out mode of operation in order to foreclose and restructure their hotel investments. Many of the savings and loans were taken over by the government and their hotel assets were sold at auction.

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According to the American Council of Life Insurance, which represents major life insurance companies, the number of delinquent hotel loans and the number of hotel loans in foreclosure peaked in 1991. This trend is undergoing a reversal as the U.S. lodging industry begins to recover. Loan restructuring was an attractive alternative to foreclosure during this period, and the number of loans in good standing with restructured terms almost doubled.

By 1993, new hotel construction had declined significantly. Lenders, trying to get out from under problematic hotel portfolios, curtailed all real estate lending and would not even consider hotels. The tax benefits associated with lodging facilities had been reduced significantly, and passive investors left the hospitality market entirely.

The slowdown in the growth of supply had a beneficial impact on occupancy levels, which started to recover in 1992. Improved occupancies are expected to continue through the late 1990s as increases in lodging demand outpace growth in supply.

Beginning in 1991, many lenders and the Resolution Trust Corporation (RTC) sold their oldest and least desirable hotels at liquidation prices. Because virtually no third-party financing was available, most lenders were forced to take back purchase-money mortgages at favorable terms in order to sell these properties without suffering massive write-downs. The newer and more desirable hotels were not put on the market, because their lenders/owners were waiting for values to recover. This course of action significantly reduced the number of transactions involving good-quality lodging facilities. The following table shows the volume of hotel transactions exceeding $10,000,000 between 1990 and 1995.

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Table 5-1 Summary of Major Hotel Transactions
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Year                       1990       1991       1992       1993       1994       1995
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Number of Transactions        130         54         67         52         92        104
Number of Rooms            40,543     16,427     25,187     19,935     33,503     36,951
Average Price Per Room   $136,000   $ 91,000   $ 85,000   $792,000   $ 80,000   $ 83,000

                            Source: HVS International

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In 1991, there were only 54 major hotel sales recorded. This number increased to 67 in 1992 and declined to 52 in 1993, then rose dramatically in 1994 and 1995. During the low-volume years, many sellers remained on the sidelines waiting for values to increase before placing their properties on the market. The jump in 1994 is attributable to a number of factors, including the greater availability of mortgage funds, a return of institutional investors to the market, and a resurgence of investor interest in lodging facilities.

The profile of typical hotel buyers has changed somewhat. During the mid-1980s, when tax-driven syndication's were popular, many hotels were purchased by passive investors who hired management companies to operate their properties. These owners had little involvement in day-to-day management decisions, which occasionally led to poor management and financial losses. Today, most buyers of major hotels are owner-operators who bring with them both the acquisition funds (usually from a joint venture partner) and management expertise. We also note that real estate investment trusts (REITs) and public hotel companies (C-Corps) are actively acquiring hotels using funds from public equity stock offerings.

The supply of new hotel rooms is expected to increase slowly during the next several years. Lenders are beginning to return to the market, and are making some hotel loans based on conservative criteria. Initially, mortgage funds were available mainly to the budget and economy lodging sectors, for the purpose of refinancing existing properties or assisting buyers in acquisitions. Now, a number of lenders are willing to finance new construction for these small, low-end properties. Although financing is also becoming available for the acquisition of large, full-service hotels, very little has been allocated for new construction. At present, active hotel lenders are not necessarily traditional banks and insurance companies, but may include credit companies and Wall Street securities firms.

A number of hotel owners and developers are now constructing budget and economy hotels; a few are planning more upscale, full-service properties. Most lenders are taking a conservative approach to new hotel loans, which should limit new development to those projects that demonstrate true economic feasibility. As a result, severe short-term overbuilding is unlikely.

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Room Rates

The supply and demand relationship has a direct impact on hotel occupancies and an indirect influence on room rate growth. Between 1978 and 1995, hotel room rates increased at an average annual compounded rate of almost 6%. Significant rate growth was recorded during the late 1970s and early 1980s as a result of strong occupancies (70%'s) coupled with a high monetary inflation rate (14%). In recent years, room rate growth slowed as a result of low occupancies and a drop in inflation.

Hotel room rates generally increase faster than the Consumer Price Index (CPI) when occupancies are strong or moving upward. When occupancies are low or declining, room rate growth tends to lag behind the CPI; in some cases, rates may remain flat or actually drop. The following table compares the historical and projected annual increase in hotel room rates in the United States to the change in the national CPI.

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Table 5-2 Percent Change in Average Room Rates Versus CPI - U.S. Hotels
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                                            Consumer Price
                      Hotel Room Rate           Index              Hotel
       Year            Percent Change       Percent Change       Occupancy
       -------------------------------------------------------------------

       1973                  4.2%                6.2%               70.2%
       1974                  7.6                11.0                64.0
       1975                  7.3                 9.1                63.7
       1976                  8.2                 5.7                65.8
       1977                  8.1                 6.5                67.3
       1978                 14.0                 7.7                69.2
       1979                 17.0                11.3                71.9
       1980                 15.2                13.5                70.6
       1981                 10.0                10.3                67.9
       1982                  6.5                 6.2                66.7
       1983                  5.1                 3.2                64.4
       1984                  6.9                 4.3                64.0
       1985                  4.6                 3.6                63.1
       1986                  3.2                 1.9                62.5
       1987                  3.6                 3.6                61.9
       1988                  3.6                 4.1                62.3
       1989                  3.5                 4.8                63.2
       1990                  3.0                 5.4                62.4
       1991                  0.6                 4.2                60.9
       1992                  1.4                 3.0                62.1
       1993                  2.8                 3.0                63.1
       1994                  4.8                 2.6                64.7
       1995                  4.8                 2.8                65.5
       1996*                 5.0                 3.0                66.0
       1997*                 5.5                 3.5                67.0
       1998*                 6.0                 4.0                68.0
       1999*                 5.5                 4.0                68.0

                Source: Smith Travel Research & HVS International
                                  * Projected

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This table shows two periods when hotel room rate growth failed to keep pace with the CPI. From 1973 to 1975, the hotel industry was suffering from overbuilding related to real estate investment trusts, a recession, and a downturn in travel caused by the oil embargo. The second period of slow room rate growth occurred between 1988 and 1993, when the industry was again affected by overbuilding and a weak economy. The table illustrates

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that during periods of prosperity, room rates are a good hedge against inflation; this was true even when the CPI increased at double-digit levels.

The projections indicate a strong recovery of room rates as the relationship between supply and demand becomes more favorable. Growth is expected to peak in 1998 at 6%, which is significantly higher than the projected gain in the CPI. This may appear high, but a similar trend occurred in 1978, when room rates rose 14.0% and the CPI increased by only 7.7%.

Hotels are unique because their room rates can be adjusted at any time. Unlike office space, where rents are typically negotiated for a five-year period, hotel operators are free to base rates on occupancy trends. Using sophisticated yield management programs, modern lodging facilities can ride the demand curve and maximize room rates whenever the market permits. As a result, hotels generally offer significant upside potential during periods of economic prosperity.

If lodging facilities can increase room rates faster than the CPI and still maintain occupancies, bottom-line profits usually escalate. If they can raise room rates and occupancy at the same time, profits will grow significantly. The opposite occurs when room rates fail to keep pace with inflation. Because market value is basically a multiple of bottom-line profits, changes caused by fluctuations in occupancy and average rate have a direct impact on value.

Rooms Revenue per Available Room (RevPAR)

The ability of a hotel to maximize its occupancy and room rate is measured in terms of rooms revenue per available room (RevPAR), which is the product of occupancy and average rate. Between 1978 and 1995, RevPAR in the U.S. lodging industry increased at an average annual compounded rate of approximately 5%. As in the case of average rate, most of the increase occurred during the late 1970s, when occupancies escalated rapidly. The only decline in RevPAR occurred in 1991.

Trends in Hotel Sales

HVS International constantly monitors hotel markets in order to collect information on sales of lodging facilities. This comprehensive database is known as the Hospitality Market Data Exchange (HMDE). The HMDE includes more than 90% of all hotel sales that took place during this period.

The HMDE data shows that the number of transactions peaked at 726 in 1986. This strong activity is largely attributable to pending changes in the tax laws, which made it less favorable to own hotels. It is also possible that

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forward-thinking investors noted the substantial overbuilding and declining economy and decided to bail out at that time. In 1987 and 1990, the average sales price per room peaked at $75,000. This was more than twice the 1981 average of $36,000.

Following the 1990 peak, hotel prices fell rapidly as occupancies and profits were eroded by the massive number of hotel rooms entering the market. By 1991, the year of the Persian Gulf War, sales prices had fallen to $38,000 per room. Even the highest price per room declined from the record $1,195,652 (for the sale of the Bel Aire Hotel) to $251,816 in 1992. The market hit bottom in 1993 when the average sales price dropped to $36,000 per room. Prices recovered rapidly in 1994 and 1995 as investors became interested in hotels again and more full-service properties were put on the market. In 1995, the average sales price was $61,000 per room.

The figures presented in the HMDE represent actual sales prices; no attempt was made to adjust for factors such as favorable or unfavorable financing, forced or liquidation sales, bankruptcy sales, foreclosures, and so forth. As a result, the average price per room does not necessarily reflect market value, which assumes a willing buyer and a willing seller. Many of the transactions that took place during the early 1990s involved unwilling sellers - usually lenders who were forced to liquidate hotel portfolios quickly at prices that were below market levels. Most hotel experts agree that a recovery is underway, and they recommend that owners hold their properties until more favorable conditions prevail.

Trends in Hotel Values

A more meaningful indicator of trends in hotel value is the Hotel Valuation Index (HVI), developed by HVS International. This index tracks changes in hotel values in 23 major markets and the nation as a whole. It is developed through an income approach, using market area data provided by Smith Travel Research and operational and capitalization rate information from HVS International, and is indexed to the 1986 U.S.A. value (1.0000). The following table sets forth the HVI from 1986 to 1995.

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Table 5-3 Hotel Valuation Index per Room
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                                                Valuation Index Per Room
                                                ------------------------
                  1986     1987     1988     1989     1990     1991     1992     1993     1994     1995
                  ---------------------------------------------------------------------------------------
Honolulu          3.3571   4.0357   4.6964   5.2857   5.3214   4.7857   4.9286   4.2857   4.3929   5.6071
New Orleans       1.5357   1.7500   2.2857   2.3929   2.5000   2.6071   3.2857   3.2500   3.8929   4.4286
New York          3.5714   4.1071   4.6429   4.5357   3.9286   3.0357   2.5714   2.5714   3.1429   4.1071
San Francisco     2.5000   3.0893   3.2500   3.0714   2.9286   2.5714   2.5714   2.9643   3.2143   4.0000
Phoenix           1.2143   1.0714   1.1786   1.5357   1.4286   1.2500   1.5000   1.9643   2.3571   3.2143
San Diego         2.8571   2.3571   2.5714   2.6786   2.3929   2.5357   2.5357   2.2143   2.3571   3.0357
Miami             1.4286   1.6071   1.7321   2.1429   2.1786   2.2500   2.5714   2.7857   2.3214   2.9286
Washington, DC    2.1786   2.1786   2.4464   2.6071   2.2500   1.8571   2.0357   2.5000   2.3929   2.8929
Atlanta           1.0714   1.0179   1.0536   1.0357   1.1429   1.1250   1.2857   1.7857   2.1429   2.6786
Minneapolis       0.7321   0.6964   0.7143   0.7143   0.7857   1.0000   1.2857   1.5714   1.8214   2.1786
Chicago           1.4643   1.5000   1.5714   1.5000   1.4286   1.2143   1.2500   1.5000   1.8571   2.1786
Boston            2.3571   2.7143   2.6071   2.1429   1.8214   1.2500   1.3036   1.3214   1.6071   2.1071
Fort Lauderdale   1.4643   1.2679   1.3214   1.4286   1.4821   1.3571   1.7143   1.8929   1.6071   1.9286
Orlando           1.5000   1.6429   1.9286   2.5000   2.5357   1.8929   2.0714   1.7857   1.6071   1.8929
Denver            0.5357   0.4464   0.4643   0.4821   0.7857   0.9268   1.0357   1.3214   1.5000   1.8571
Dallas            0.5536   0.6250   0.6607   0.7321   0.7857   0.7143   0.9643   1.0357   1.3214   1.7143
USA               1.0000   0.9464   1.0536   1.1250   1.0714   0.9214   0.9929   1.1429   1.3214   1.6071
Los Angeles       2.1071   2.2857   2.3929   2.4643   2.1786   1.5714   1.0714   0.9643   1.1964   1.5000
Tampa             0.8393   0.7679   0.8571   1.1429   1.2857   1.0357   1.0714   1.0357   1.1071   1.3214
Anaheim           1.7679   1.7321   1.7500   1.8571   1.6071   1.2857   0.9642   0.9464   0.8393   1.2500
Houston           0.3571   0.4286   0.6964   0.7857   1.1071   1.1607   1.1429   1.0357   1.0000   1.1786
Philadelphia      1.4643   1.5357   1.4286   1.3214   1.0714   0.6786   0.5714   0.6071   0.7500   1.0714
Norfolk           1.1786   1.0536   0.9286   0.7857   0.6429   0.5357   0.6071   0.6429   0.7500   0.9643
Riverside         0.9643   1.2143   1.5714   1.7143   1.4643   1.2500   0.7857   0.5357   0.4286   0.5357

                            Source: HVS International

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The HVI can be used to show the value change in a particular market over time or to show the relative difference in hotel values in various cities. The following table shows the annual change in hotel values in 23 major markets and the United States as a whole.

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Table 5-4 Percent Change in the Hotel Valuation Index
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                                                       Annual Percent Change
                   '86-87   '87-88   '88-'89   '89-'90   '90-'91   '91-'92   '92-'93   '93-'94   '94-'95   '86-'95
                   -----------------------------------------------------------------------------------------------
Honolulu             20%      16%      13%        1%      -10%         3%      -13%        3%       28%       67%
New Orleans          14       31        5         4          4        26        -1        20        14       188
New York             15       13       -2       -13        -23       -15         0        22        31        15
San Francisco        24        5       -5        -5        -12         0        15         8        24        60
Phoenix             -12       10       30        -7        -13        20        31        20        36       165
San Diego           -18        9        4       -11          6         0       -13         6        29         6
Miami                12        8       24         2          3        14         8       -17        26       105
Washington, DC        0       12        7       -14        -17        10        23        -4        21        33
Atlanta              -5        4       -2        10         -2        14        39        20        25       150
Minneapolis          -5        3        0        10         27        29        22        16        20       198
Chicago               2        5       -5        -5        -15         3        20        24        17        49
Boston               15       -4      -18       -15        -31         4         1        22        31       -11
Fort Lauderdale     -13        4        8         4         -8        26        10       -15        20        32
Orlando              10       17       30         1        -25         9       -14       -10        18        26
Denver              -17        4        4        63         18        12        28        14        24       247
Dallas               13        6       11         7         -9        35         7        28        30       210
USA                  -5       11        7        -5        -14         8        15        16        22        61
Los Angeles           8        5        3       -12        -28       -32       -10        24        25       -29
Tampa                -9       12       33        12        -19         3        -3         7        19        57
Anaheim              -2        1        6       -13        -20       -25        -2       -11        49       -29
Houston              20       62       13        41          5        -2        -9        -3        18       230
Philadelphia          5       -7       -8       -19        -37       -16         6        24        43       -27
Norfolk             -11      -12      -15       -18        -17        13         6        17        29       -18
Riverside            26       29        9       -15        -15       -37       -32       -20        25       -44

                            Source: HVS International

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On a national basis, hotel values rose in 1988 and 1989, then declined in 1990 and dropped by 14% in 1991. A turnaround commenced in 1992, when values increased by 8%; still greater increases of 15% in 1993, 16% in 1994, and 22% in 1995 signaled that a recovery was well underway. In the case of the individual cities, it is obvious that the movement in national hotel values has been offset somewhat by trends in local markets. Between 1986 and 1995, Riverside hotels lost more than 40% of their value, while San Francisco showed a 60% increase. Anaheim, Los Angeles, and Philadelphia also suffered significant drops.

Future Trends

Most hotel owners, operators and lenders agree that the U.S. lodging industry has emerged from one of the worst periods since the Depression of 1929. Today, there are many indications that signal a strong recovery is underway, and most hotels have experienced a dramatic rise in profitability. Conversely, the hotel industry remains cyclical, and there are long-term trends and risk factors that could have an unfavorable impact on the

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operating results and investment potential of lodging facilities. The following list summarizes the positive and negative factors that are likely to influence the U.S. lodging industry in coming years.

O No significant amount of new hotel development is likely to occur during the next three to five years. Lenders stopped financing new hotels in the early 1990s because of the high rate of loan defaults, and they are only now starting to make construction loans. Although mortgage funds are available to refinance existing properties and construction loans are being made for economy hotels, mortgages for new hotels in the mid-rate, first-class, and luxury categories are still difficult to secure. This lack of financing is major barrier to entry, and will prevent a number of proposed projects from moving forward. With only a slow increase in supply, hotel occupancies should rebound as fast as the growth in demand permits.

O An additional barrier to entry is the current discrepancy between market values and replacement costs for first-class and luxury hotels. In today's market, many upscale hotels are still selling for prices that are below what it would cost to develop a comparable hotel. As a result, there is little justification for building a new hotel when a similar, existing facility is available for sale at some fraction of the cost. Until the gap between market value and replacement cost narrows, there will be minimal new hotel construction in the upper-tier segments. The market values and replacement costs of budget and economy hotels have been in equilibrium for several years which is another reason why new development is proceeding in these segments.

O The U.S. economy continues to improve, which suggests that more people are traveling. Many people curtailed their travel plans during the recent recession, and there is likely to be pent-up demand that will be released as consumer confidence escalates.

O Minimal additions to the hotel supply coupled with growth in demand should result in further improvement in occupancies during the next several years.

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o As shown by the historical data, hotel room O rates rise rapidly as occupancies escalate. The most frequent complaint that owners and operators had during the recent recession was their inability to achieve average rate gains. Starting in 1994, gains in hotel room rates returned to levels in excess of inflation, foreshadowing enhanced profitability. In real dollars, hotel room rates are expected to return to 1988 levels by 1998. This is a good indication that hotel values will return to record levels in the next two to four years.

O The low cost of capital is another factor that tends to enhance value. Because capitalization rates are tied directly to the price of capital, the lower the cost, the lower the cap rate and the higher the value. The cost of hotel debt capital averaged 10.5% in 1990. Today, similar financing is available at 8.5% to 9.5%. Recent hotel sales support the downward trend in capitalization rates.

O Government regulations are becoming increasingly expensive for the U.S. hotel industry. A national health care policy could force small operators to provide better benefits for many more employees, particularly the part-time workers who are used extensively by hotels and restaurants. Environmental laws are becoming stricter and will require hotels to implement recycling, reuse, and conservation procedures. Congress has limited deductions for meals and entertainment expenses, which increases the cost of doing business in hotels and restaurants. Local municipalities use hotel rooms taxes as a source of revenue for general use, and the hotel rooms tax is so high in some areas that it has driven away demand. This is particularly true with respect to meetings and conventions, which can be held in cities that tax accommodations at a lower rate.

O Improved technology is rapidly changing the way business is conducted. During the next decade, advances such as video communication, enhanced data transfer, and faster transportation are expected to limit the need for face-to-face meetings and shorten the time that executives are away from their offices. Commercial hotels are bound to be influenced by this trend.

Conclusion

Interest in hotel acquisition has increased significantly during the past several years. Buyers have concluded that future earnings trends are likely to be favorable, and the risks posed by overbuilding or an economic downturn are small. Some sellers are holding their properties until prices reach a higher level. Consequently, we believe there is pent-up desire to sell, once

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prices begin to approach levels that allow the existing (or restructured) debt to be paid off.

The fact that numerous buyers are chasing very few acquisition opportunities has had a favorable impact on recent sales prices. For buyers to be successful in this highly competitive market, their projected operating results must take into account at least a portion of any upside created from improved performance, particularly if the improvement can be readily achieved through management efficiencies. Capitalization rates based on historical operating income have fallen during the past several years. Hotel buyers in today's market must be aggressive in all of their acquisition assumptions. As a result, hotel values in some parts of the country are approaching the levels registered during the mid-1980s, and a full recovery is expected to occur in the next two to four years.

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6.  Lodging Market Supply and Demand Analysis

MARKET FOR TRANSIENT ACCOMMODATIONS

The market for transient accommodations is an all-encompassing term referring to the many types of travelers who use lodging facilities in a given area. These travelers represent the market's accommodated-room night demand. This section will begin with an analysis of historical demand trends to determine what changes have occurred; the historical number of competitive hotel rooms will then be estimated to evaluate local supply trends. Areawide occupancy levels can be calculated based on the number of hotel rooms available in the market and the demand for lodging accommodations. The total hotel room night demand will be divided into individual market segments to allow us to forecast growth rates based on the economic and demographic data set forth earlier in this report.

Historical Supply and Demand Data

Smith Travel Research (STR) has compiled historical supply and demand data for the subject property and its competitors. This information is presented in the following table, along with the marketwide occupancy, average rate, and rooms revenue per available room (RevPAR). RevPAR is calculated by multiplying occupancy by average rate, and provides an indication of how well rooms revenue is being maximized.

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Table 6-1 Historical Room Supply and Demand Trends  (STR)
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                             1989       1990       1991       1992        1993       1994       1995
--------------------------------------------------------------------------------------------------------
Number of Rooms             1,606      1,634*     1,634       1,634      1,634      1,634      1,634
Annual Guestroom Supply   586,085    596,410    596,410     596,410    596,410    596,410    596,410
Percent Change                 --        1.8%       0.0%       0.0%        0.0%       0.0%       0.0%

Room Night Demand         404,399    406,752    370,371     396,016    380,510    386,474    416,294
Percent Change                 --        0.6%      -8.9%        6.9%      -3.9%       1.6%       7.7%

Occupancy                    69.0%      68.2%      62.1%       66.4%      63.8%      64.8%      69.8%
Percent Change                 --       -1.2%      -8.9%        6.9%      -3.9%       1.6%       7.7%

Average Rate               $77.90     $78.56     $77.71      $72.86     $76.57     $79.39     $79.68
Percent Change                 --        0.8%      -1.1%       -6.2%       5.1%       3.7%       0.4%

RevPAR                     $53.75     $53.58     $48.26      $48.38     $48.85     $51.44     $55.62
Percent Change                 --       -0.3%      -9.9%        0.3%       1.0%       5.3%       8.1%


                          Year-to-Date Through August    Average Annual
                          ---------------------------   Compounded Growth
                             1995          1996            1989 - 1995
-------------------------------------------------------------------------

Number of Rooms             1,634            1,627
Annual Guestroom Supply   397,062   ---    397,062
Percent Change                 --              0.0%            0.3%

Room Night Demand         278,738          302,958
Percent Change                 --              8.7%            0.5%

Occupancy                    70.2%            76.3%
Percent Change                 --              8.7%            0.2%

Average Rate               $80.30           $85.50
Percent Change                 --              6.5%            0.4%

RevPAR                     $56.37           $65.24
Percent Change                 --             15.7%            0.6%

* The 175-room Ramada West Hollywood opened in March of 1989.

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It is important to note some limitations of the STR data. Hotels are occasionally added to or removed from the sample, and not every property reports data in a consistent and timely manner; these factors can influence the overall quality of the information by skewing the results. These inconsistencies may also cause the STR data to differ from the results of our competitive survey. Nonetheless, we find that hotel buyers often rely on STR statistics, and thus, they are considered relevant to this study. In the subject property's market, all hotels reported to Smith Travel. However, we were unable to include the Holiday Inn Hollywood, due to the large number of Holiday Inn properties in the subject properties competitive set and STR restrictions concerning brand representation - i.e., no one brand can comprise more than 35% of the total supply.

Over the past six years, supply has remained stable throughout the projection period, with the exception of 1990, when supply increased by 28 rooms as a result of the opening of the 175-room Ramada West Hollywood in 1989. The increase of 28 rooms reflects the first full year of operation for this property in 1990. During the same period, demand in the subject property's competitive market has increased marginally, with a compounded growth of 0.5% over the six-year period. Demand declined by 8.9% in 1991, as a result of the negative impact of the Persian Gulf War, as well as the deepening of the national recession. In 1992, the market recovered much of the lost demand, registering an increase of 6.9%. This increase in demand was also partially attributable to it being an election year, which reportedly causes a surge in demand in the subject market area as a result of fund raising and other campaign activities. In 1993, with the economic recession actually deepening in California, demand fell again by 3.9%. The last two years reflect the beginnings of the economic recovery in the state, as the demand increased by 1.6% and 7.7% in 1994 and 1995, respectively. Year-to-date through August figures reflect a even better picture, with growth of 8.7%. The overall room night demand resulted in occupancy increasing from 69.0% in 1989 to 69.8% in 1995.

Between 1989 and 1995 average rates increased by a 0.4% compounded growth rate. In both 1991 and 1992, the areawide average rate decreased - by 1.1% and 6.2%, respectively. In large part, this trend may be attributed to the response of local hotel management to the decline in occupancy that occurred in 1991, and represents the initiative to increase occupancy by offering lower prices. Average rates recovered significantly in 1993 and 1994, with the 1994 average surpassing that achieved in 1989. A more moderate

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increase (0.4%) was recorded in 1995; however, the concurrent surge in occupancy resulted in a substantial 8.1% increase in RevPAR.

Figures for the average rate for the year-to-date through August 1996 indicate an increase of 6.5% over the same period. This rise is a reflection of a stronger Californian economy, which is confirmed in both occupancy and average rate trends for the year. The occupancy and average trends in the Beverly Hills market resulted in the RevPAR increasing by a compounded growth rate of 0.6% for the six year period between 1989 and 1995. However, as with occupancy and average rate, the pattern of growth indicates an accelerating positive trend, and suggests that the market may expect to experience stronger than historical average rates of increase over the near term, as the current cycle evolves.

Demand Analysis Using Market Segmentation

For the purpose of demand analysis, the overall market is divided into individual segments based on the nature of travel. Although a market may have various segments, the three primary classifications occurring in most areas are commercial, meeting and group, and leisure.

Market segmentation is a useful procedure because individual classifications often exhibit unique characteristics in terms of growth potential, seasonality of demand, average length of stay, double occupancy, facility requirements, price sensitivity, and so forth. By quantifying the room night demand by market segment and analyzing the characteristics of each segment, the overall demand for transient accommodations can be projected. Lodging demand in Beverly Hills market area is generated primarily by the following four market segments.

                  Segment 1         Commercial
                  Segment 2         Meeting and Group
                  Segment 3         Leisure
                  Segment 4         Airline

Based on our fieldwork, area analysis, and knowledge of the local lodging market, we estimate the 1996 distribution of accommodated hotel room night demand as follows.

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Table 6-2 1996 Accommodated Room Night Demand
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                               1996 Annual Room Night Demand (Rounded)
                      ----------------------------------------------------------
                                      Percentage                      Percentage
Market Segment        Marketwide       of Total     Subject Property   of Total
--------------------------------------------------------------------------------

Commercial             155,000            37%            9,000            13%
Meeting and Group       46,000            11             5,000             7
Leisure                162,000            38            40,000            55
Airline                 60,000            15            18,000            25
                       -------           ---            ------           ---
  Totals               424,000           100%           72,000           100%

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Leisure demand predominated in the competitive market in 1996, constituting 38% of total room night demand, which and followed closely by the commercial segment at 37%, airline segment at 15%, and the meeting and group segment at 10%. Room night demand at the subject property was somewhat different, and was dominated by the leisure segment at 55%, followed by the airline segment at 25%, the commercial segment at 13%, and meeting and group segment, at 7% of the subject property's demand.

Using the distribution of accommodated hotel demand as a starting point, we will analyze the characteristics of each market segment in an effort to determine future trends in room night demand.

Commercial Segment

The commercial segment consists of individual businesspeople who are visiting various firms in the subject property's market. Commercial demand is strongest Monday through Thursday nights, declines significantly on Friday and Saturday, and increases somewhat on Sunday. The typical length of stay ranges from one to three days, and the rate of double occupancy is a low 1.2 to 1.3 people per room. Commercial demand is relatively constant throughout the year, although some declines are noticeable in late December and during other holiday periods.

In general, commercial travelers are not overly rate-sensitive, and will make use of a hotel's food and beverage outlets and recreational facilities. The commercial segment represents a highly desirable and lucrative market that provides a consistent level of demand at relatively high room rates.

Commercial demand in the subject property's market is generated by a wide variety of corporations, with the entertainment industry exhibiting

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some dominance. The area also offers a high concentration of retail outlets, with high recognition stores such as Neiman Marcus, Saks Fifth Avenue, and Barney's New York. The subject property along with most of its competitors derive a majority of their commercial demand from the immediate Beverly Hills market area. In recent years Beverly Hills has become headquarters to corporations such as the Hilton Hotel Corporation, the City National Bank, and Playboy Enterprises Inc. In addition to these above-mentioned corporations, Beverly Hills has long been associated with the concept of being the world headquarters for the business of entertainment, for this is where the industry's performers, agents, producers, bank entertainment divisions, lawyers, and accountants congregate. The Motion Picture Academy and the industry libraries and museums are also headquartered here. The four largest talent agencies are located in Beverly Hills, along with over 600 entertainment-related firms that have business licenses from the City of Beverly Hills. Immediately adjacent is the Fox Studios, the largest employer for the Beverly Hills area; whereas the studios of Sony pictures/MGM, Viacom/Paramount, Universal, Culver, Sunset-Grover, Raleigh, Hanna-Barbera Productions, KCOP, KTLA, KTTV, and CBS Television City are within the five-mile business circle. The area immediately surrounding the subject property also has a high concentration of medical business, which specialize in rehabilitation facilities and plastic surgery clinics. All these demand generators provide the Beverly Hills market with commercial demand.

The commercial segment at the subject property has been fairly low, at 13%, compared to the rest of the competitive market, which is able to generate approximately 37% of its business from this segment. This low percentage can be attributed to the historically poor condition of the hotel and its consequent inability to attract and serve the commercial segment of the market. The completion of the renovation, together with the reflagging of the hotel as a Holiday Inn Select -- a brand which is well regarded by business travelers -- should enable the property to significantly improve its competitive position in the local market. Such an improvement will have a beneficial affect on average rate as this segment is characterized by some of the highest rates in the market.

We generally find a multiplier effect between employment growth in certain sectors and the increase in commercial lodging demand (i.e., one new FIRE employee will correspond to more than one new visitor). In conjunction with the recent strengthening of the California economy as the recession abates, commercial demand in the local area has increased at an

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accelerating pace. Smith Travel Research estimates that total hotel demand in the competitive market rose by an average annual compounded rate of 0.6% between 1989 and 1995; however, total demand increased by 7.7% in 1995 and by 8.7% in the year-to-date through August of 1996. We project that commercial demand (which comprises more than 37% of the total market) will increase by 3.0% over the remainder of the decade before stabilizing at 2.5% annually in subsequent years.

Meeting and Group Segment

The meeting and group market includes meetings, seminars, conventions, trade association shows, and similar gatherings of ten or more people. Peak convention demand typically occurs in the spring and fall. Because of vacations, the summer months represent the slowest period for this market segment; winter demand varies. The average length of stay for typical meetings and groups ranges from three to five days. Most commercial groups meet during the weekday period of Monday through Thursday, but associations and social groups will sometimes gather on weekends. Commercial groups tend to have a low double occupancy of 1.3 to 1.5 people per room, while social groups are likely to have double occupancy rates ranging from 1.5 to 1.9.

Meeting and group demand in the subject property's market as a whole is fairly low. Most of this demand is generated by the higher rated hotels in the Beverly Hills market, and is generally related to the entertainment industry as well as higher profile businesses located in the region. In 1996, the subject property derived approximately 7% of its room night demand from this segment, as compared to 11% for the market as a whole. Most of the subject property's meeting and group demand is generated by tour and travel business. Additional meeting and group demand is generated through SMERF, Corporate, contract and association businesses.

Meeting and group patronage is quite profitable for hotels. Although room rates are discounted for large groups, the property benefits from the use of meeting space and the revenues generated by in-house banquets and cocktail receptions. Facilities that are necessary to attract meetings and groups include function areas with adequate space for breakout, meals, and receptions; recreational amenities; and a sufficient number of guestrooms to house the attendees.

Future meeting and group demand is closely related to growth in the commercial segment. Because most meetings have either a direct or an indirect business purpose, the economic considerations that have an impact on

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commercial travel also affect meeting and group demand. The exception is non-commercial meetings, which are tied to the economic factors that influence leisure travel. It should be noted that meetings and similar events are booked in advance, and thus, growth in this segment tends to lag slightly behind increases in commercial demand.

Based on the economic and demographic data pertaining to commercial demand, as previously discussed, we estimate that meeting and group demand in the Beverly Hills market area will also increase at a stable rate. Specifically, we project meeting and group room night demand to increase by 2.0% through the Year 2000. Thereafter, we project meeting and group demand growth to stabilize at 1.5%, beginning in 2001.

Leisure Segment

The leisure market segment consists of individuals and families who are spending time in the area or passing through en route to other destinations. Their travel purposes may include sightseeing, recreation, visiting friends and relatives, or numerous other non-business activities. Leisure demand is strongest Friday and Saturday nights and all week during holiday periods and the summer months. These peak periods are negatively correlated with commercial visitation, underscoring the stabilizing effect of capturing weekend and summer tourist travel. The typical length of stay ranges from one to four days, depending on the destination and travel purpose, and the rate of double occupancy generally ranges from 1.8 to 2.5 people per room.

Leisure travelers tend to be the most price-sensitive segment in the lodging market. They often prefer low-rise accommodations where parking is convenient to the rooms, and they typically demand extensive recreational facilities and amenities. Ease of highway access and proximity to tourist attractions are important locational considerations.

Leisure demand in the subject property's market is generated primarily by tourists and others visiting the Los Angeles area. The area's proximity to Hollywood and the related entertainment industry attractions, together with the high profile image of Beverly Hills and the residents thereof, generate a significant amount of tourism and leisure demand each year. This demand is both national and international in nature, and includes individuals utilizing rooms purchased through a travel package which typically includes airfare, lodging and transportation (usually a rental car).

Leisure demand predominates the Beverly Hills market, accounting for 38% of the total demand. However, the subject property receives roundly 55%

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of its room night demand from this segment. A majority of this demand consists of the aforementioned package tours, which are generally characterized by a relatively low rate. Historically, the hotel has relied on this segment of the market due to its inability to compete successfully in the more profitable segments of the market. With the completion of the renovation and the concurrent upgrade in the hotel's brand affiliation, the Holiday Inn should be able to decrease its reliance on the low rated component of this segment, replacing this business with the more desirable commercial segment.

Future leisure demand is related to the overall economic health of the nation. Trends showing changes in state and regional unemployment and disposable personal income often have a strong impact on non-commercial visitation. Traffic counts on nearby highways and attendance at local attractions can also form a basis for projections.

With the Californian economy as well as the national economy picking up, the number of visitors coming into the Beverly Hills market has grown in the last two years. Based on our review of the economic and demographic data and trends pertaining to the subject property's market for leisure demand, it is anticipated that leisure demand will grow at a rate of 1% annually throughout the projection period.

Airline Segment

Airline demand is generated by flight crews and delayed passengers. The airlines typically contract rooms in nearby lodging facilities for extended periods to ensure the availability of accommodations for their crews. Because they are able to guarantee a specific level of usage on a daily basis, airlines can usually negotiate deeply discounted room rates. This type of demand is advantageous because it provides a base level of occupancy over a long period that normally includes weekends and slow seasons. The occupancy benefit is offset by low contract room rates, which have an adverse impact on average rate. Skilled hotel operators use airline patronage to fill in during periods of low occupancy, and quickly displace this demand when higher-rated market segments offer better potential.

The subject property received 25% of its room night demand in 1996 from the airline segment. This demand is derived from a contract with Northwest Airlines for approximately 25 rooms a night, which represents a reduction from the 40 rooms per night utilized by Northwest staff in 1995. However, although the contract is for 25 rooms, this year, the airline has frequently continued to use as many as 55 rooms per night. In addition,

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during the first half of 1996, the subject property maintained a contract with Aeroflot for an additional 22 rooms per night. This contract was terminated in May of this year.

All these airline contracts resulted in the subject property actually accommodating more airline rooms in 1996 than in any previous year. Although these room nights have bolstered occupancy, the hotel's average rate has been adversely affected, as the year-to-date average rate for this segment is $39.00, as compared to the roundly $70.00 average rate achieved in the leisure and meeting and group segment and the $90.00 average achieved in the commercial segment.

As previously mentioned, the completion of the recent renovation and reflagging of the hotel as a Holiday Inn are expected to result in an improved competitive position for the hotel, particularly with respect to the commercial segment of the market. As the property realizes growth in this market segment, management is anticipated to decrease reliance on the lower rated airline contract segment. This process has already been initiated with the termination of the Aeroflot contract, and is expected to continue as the Holiday Inn's management limits the number of additional (over 40) room nights accepted from Northwest. At present, only one other hotel among the primary competitors currently accommodates airline contract demand. Moreover, the market is sufficiently strong that we do not anticipate any other hotels will accept this demand in the near future. As a result, the decrease in contract room night demand accommodated by the subject property is expected to result in a decrease in total airline contract demand in the market. In recognition of this anticipated market dynamic, we have projected a decline of 8.0% in 1997 for the airline segment. Subsequently, airline demand is expected to remain stable, and thus, no change is forecasted.

Conclusion

The purpose of segmenting the lodging market is to define each major type of demand, identify customer characteristics, and estimate future growth trends. Starting with an analysis of the local area, four segments were defined as representing the subject property's lodging market. Various types of economic and demographic data were then evaluated to determine their propensity to reflect changes in hotel demand. Based on this procedure, we forecast the following average annual compounded market segment growth rates.

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Table 6-3 Average Annual Compounded Market Segment Growth Rates
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                                                Annual Compounded Growth Rates
                                             -----------------------------------
                                              1997  1998  1999  2000  2001  2002
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Commercial                                    3.0%  3.0%  3.0%  3.0%  2.0%  2.0%
Meeting and Group                             2.0   2.0   2.0   2.0   1.5   1.5
Leisure                                       1.0   1.0   1.0   1.0   1.0   1.0
Airline                                      -8.0   0.0   0.0   0.0   0.0   0.0

  Annual Average Growth                       0.6%  3.3%  3.2%  1.7%  1.3%  1.3%

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These growth rates will be used in subsequent sections of this study to forecast changes in lodging demand.

COMPETITION

An integral component of the supply and demand relationship that has a direct impact on the availability of lodging demand is the current and anticipated supply of competitive lodging facilities. The Beverly Hills lodging market is characterized by many of Los Angeles's most renowned lodging facilities, as well as numerous other first class and full-service hotels. Beverly Hills enjoys a reputation as a world-class leader in the travel and hospitality industry. For group functions, Beverly Hills and the surrounding Westside Los Angeles area is one of the world's largest luxury hotel venues with 6,600 deluxe rooms within a five-mile radius. Moreover, metropolitan Los Angeles is one of the largest hotels market in the world with 91,000 total rooms. When major functions or international events come to Los Angeles, their senior representatives most frequently stay in Beverly Hills, while the larger body of delegates are placed in surrounding properties. The subject property along with its competitive properties are uniquely placed in the Beverly Hills market, as they offer an opportunity for some of the lower rated business to continue to enjoy the benefits of Beverly Hills.

We have identified five properties that are considered primarily competitive with the Holiday Inn Select. Including the subject property, these primary competitors total 1,495 rooms. Four additional lodging facilities are judged to be only secondarily competitive; although the facilities, rate structures, or market orientations of these hotels prevent their inclusion among the primarily competitive supply, they do compete with the subject property to some extent. The room count of each secondary competitor has been weighted to reflect the degree to which it competes with the Holiday

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Inn Select; the aggregate weighted room count of the secondary competitors is 322 guestrooms.

Primary Competitors

The following table summarizes the important operating characteristics of the primary competitors and the aggregate secondary competitors. This information was compiled from personal interviews, inspections, lodging directories, and our in-house library of operating data. The table also sets forth each property's penetration factors; penetration is the ratio between a specific hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, the property is performing better than the market as a whole; conversely, if the penetration is less than 100%, the hotel is performing at a level below the marketwide average.

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Table 6-4 Primary Competitors and Aggregate Secondary Competitors
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                                                                              Estimated 1996
                                                                            Market Segmentation                  Estimated 1995
                                                                     ----------------------------------  ---------------------------
                            Year     Number   Meeting     Meeting            Meeting                                Average
Property/Location          Opened   of Rooms   Space    Space/Room   Comm.   & Group   Leisure  Airline  Occupancy   Rate     RevPAR
------------------------------------------------------------------------------------------------------------------------------------
Subject Property
  1150 S. Beverly Drive     1971       260     4,945        19         13       7         55      25       68.1     $58.54    $39.87
Marriott Courtyard *
  10320 W. Olympic Blvd     1988       134       400         3         75       5         20       0       75.0      95.00     71.25
Holiday Inn Express **
  10330 W. Olympic Blvd     1987        47        --        --         70       0         30       0       38.0      83.00     31.54
Doubletree Westwood ***
  10740 Wilshire Blvd       1963       295     7,000        24         35      15         15      35       78.0      68.00     53.04
Ramada West Hollywood
  8585 Santa Monica Blvd    1989       175       400         2         45       5         50       0       71.0      81.00     57.51
Hyatt on Sunset
  8401 Sunset Blvd          1972       262     4,000        15         40       8         52       0       77.0      78.00     60.06

------------------------------------------------------------------------------------------------------------------------------------
Sub-Totals and Averages              1,173     2,791        11         39       9         38      15       72.6%    $73.82    $53.59

Secondary Competition                  322        --        --         29      20         38      13       70.0%    $77.83    $54.48

Totals and Averages                  1,495        --        --         37      11         38      14       71.9%    $74.65    $53.71


                                               Estimated 1996
                           ---------------------------------------------------------
                                         Average            Occupancy       Yield
Property/Location            Occupancy     Rate    RevPAR  Penetration   Penetration
------------------------------------------------------------------------------------
Subject Property
  1150 S. Beverly Drive         77.0      $64.50   $49.67      99.0         80.2
Marriott Courtyard *
  10320 W. Olympic Blvd         79.0      101.00    79.79     101.6        128.9
Holiday Inn Express **
  10330 W. Olympic Blvd         64.0       93.00    59.52      82.3         96.1
Doubletree Westwood ***
  10740 Wilshire Blvd           83.0       70.00    58.10     106.8         93.8
Ramada West Hollywood
  8585 Santa Monica Blvd        79.0       90.00    71.10     101.6        114.8
Hyatt on Sunset
  8401 Sunset Blvd              80.0       85.00    68.00     102.9        109.8

------------------------------------------------------------------------------------
Sub-Totals and Averages         79.2      $79.45   $62.92     101.9        101.6

Secondary Competition           73.0      $80.40   $58.70      93.9         94.8

Totals and Averages             77.7      $79.65   $61.92     100.0        100.0



* This property originally opened as a Days Inn and converted into the Chesterfield Hotel before converting into the Marriott Courtyard two years ago

** The Holiday Inn Express was the old Century City Inn Hotel, which converted in April, 1996 to a Holiday Inn Express

*** The Doubletree Hotel was the old Holiday Inn Westwood, which recently converted in July, 1996
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                                COMPETITION MAP

                               [GRAPHIC OMITTED]

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Our survey of the primarily competitive hotels in the Beverly Hills market show many of the nationally recognized full service and limited service properties in the neighboring competitive market. These properties range in size from 47 to 295 rooms, and their ages range from 7 to 33 years. The market demand has a commercial orientation; in 1996, this segment contributed 39% of the overall occupancy. The leisure segment comprised 38% of the total, followed by the airline segment at 15%, and the meeting and group segment, at 9%.

In 1996, the primary competitors achieved an overall occupancy of 79.2% at an average rate of $79.45, yielding a RevPAR of $62.92. The Doubletree Westwood was the market leader in terms of occupancy, achieving an 83% occupancy in 1996. Like the subject property, the Doubletree relies heavily on airline segment of the market, which explains the relatively low average rate. The Hyatt on Sunset achieved the second-highest occupancy, at 80%, followed by the Courtyard by Marriott and the Ramada West Hollywood, with occupancies of 79% each. The subject property is estimated to achieve an annual occupancy of 77%. The Holiday Inn Express seems to be the weakest product in the market, with an occupancy of only 64%. However, this occupancy level is deceptive, as this property is expected to improve its competitiveness in the following year. The property operated last year as the Century City Inn, and had achieved only 38% in 1995.

The subject property is the weakest competitor among both its primary and secondary competitors in terms of average rate and RevPAR. We estimate that it will finish the year at $64.50. In 1996, it is estimated that the Courtyard by Marriott will achieve the highest average rate, at $101.00, followed by the Holiday Inn Express, at $93.00, the Ramada West Hollywood, at $90.00, and the Hyatt on Sunset, at $85.00. As previously mentioned, the subject property's poor rate performance is substantially influenced by the large component of airline contract demand. Additionally, the Holiday Inn is also the weakest competitor in the commercial segment, which is by far the highest rated segment in the market.

Due to the subject property's poor occupancy and average rate performances, it registered the lowest RevPAR in the entire competitive set. In 1996, its RevPAR was $49.67, compared to the primary competitors, which achieved $62.92; these figures reflect an overall yield penetration of 80.2%.

Each primary competitor was inspected and evaluated. Descriptions of our findings are presented below.

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Courtyard by Marriott

The Courtyard by Marriott is located approximately two miles northwest of the subject property, on Olympic Boulevard. This 134-room property opened in 1988 as a Days Inn, and converted to the Chesterfield Inn a year later. In 1994, this property became the Courtyard by Marriott. Management reports that this latter change resulted in a significant increase in both occupancy and average rate. Amenities at the property include a small meeting room and a lounge. The hotel is one of the few hotels which provide free parking in the Beverly Hills lodging market. In 1995, this property room count had been 135. In 1996, one room was converted into an office, and the room count was lowered to 134.

The Courtyard by Marriott competes with the subject property due to its proximate location, primarily in the leisure and commercial segments of the market. Because of this property's position in the Century City business district, this property more convenient to many of the corporations in the surrounding area. It is therefore able to generate significantly higher commercial business as well as receive higher average rates on corporate accounts. In 1996, this property achieved an occupancy of 79%, at an average rate of $101.00.

In 1996, management reported that this property spent approximately $750,000 on renovations, which included replacement of all guestroom carpeting and soft goods. Some upgrades were also carried out in terms of hard goods. In terms of guestroom and public appearance, this property is comparable to the subject property.

Holiday Inn Express

The Holiday Inn Express is located adjacent to the Courtyard by Marriott. This 47-room property opened in 1987, and until recently, was known as the Century City Hotel. The property does not offer any meeting facilities, although it does provide free parking and free continental breakfast in the morning.

Like the Courtyard by Marriott, this property competes with the subject property due to its location, and in the leisure and commercial segments. The close proximity to many of the corporations in the surrounding area allows this property to achieve a fair amount of commercial business as well as to receive higher average rates. In 1996, the year in which the conversion to a Holiday Inn affiliation occurred, this property achieved an occupancy of 64% at an average rate of $93.00. Its occupancy next year is expected to improve, as the hotel becomes increasingly competitive in the market.

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In 1996, the new ownership reported that this property spent approximately $400,000 on renovations, which included the renovation of all guestroom hard and soft goods. In terms of guestroom appearance, this property is comparable to the subject property.

Doubletree Westwood

The Doubletree Westwood is located approximately three miles northwest of the subject property on Wiltshire Boulevard. This 295-room property opened in 1963, and until July of this year, operated as the Holiday Inn Westwood. The Doubletree is a full-service property with approximately 7,000 square feet of meeting space, a restaurant, an exercise room, and other amenities typically found at a full service hotel.

Like the subject property, the Doubletree receives a fair amount of its business from the airline segment. It competes with the subject property in the other segments of the market. Because of this property's location in the Westwood business district, the Doubletree is relatively close to many of the corporations in the surrounding area, and is therefore able to capture a significantly higher amount of commercial business, and to receive higher average rates from that segment. However, its high dependence on airline rooms brings its overall average rate down. In 1996, this property achieved an occupancy of 83%, at an average rate of $70.00.

Management at this property was unable to inform us about any recent or planned renovations for the Doubletree. In terms of guestroom and public appearance this property is comparable to the subject property.

Ramada West Hollywood

The Ramada West Hollywood is located approximately four miles northeast of the subject property on Santa Monica Boulevard. This 175-room property opened in 1989. The property has a leased out Pizzeria Uno restaurant, a small meeting room, and an indoor swimming pool.

The Ramada West Hollywood competes with the subject property primarily for leisure business. Its close proximity to the various entertainment attractions in Hollywood, make this property a highly desirable leisure destination hotel. However, the Ramada also derives a fair amount of commercial business through the entertainment industry, which help it push its average rates up. In 1996, this property achieved an occupancy of 79% at an average rate of $90.00.

In 1996, management reported that this property spent approximately $750,000 on renovations, including replacement of all guestroom carpeting

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and soft goods. Some upgrades were also carried out in terms of hard goods. Later this year, the property is expected to undergo renovations in its lobby area, which at present looks outdated. In terms of guestroom appearance, this property is comparable to the subject property.

Hyatt on Sunset

The Hyatt by Sunset is located approximately four miles northeast of the subject property, on Olympic Boulevard. This 262-room property opened in 1962. Amenities at the property include 4,000 square feet of meeting space, a full-service restaurant, a sports bar, a business center and an indoor swimming pool.

The Hyatt by Sunset has a market orientation very similar to that of the Ramada West Hollywood, due to its location and proximity to the Hollywood area, which make this property a highly desirable leisure destination hotel. However, this property also derives a fair amount of commercial business through the entertainment industry, which helps it to push its average rates up. In 1996, this property achieved an occupancy of 80%, at an average rate of $85.00.

Management at this property was unable to provide information concerning any recent or proposed renovations at the Hyatt. In terms of guestroom and public appearance this property is comparable to the subject property.

Secondary Competitors

The secondary competitive set is comprised of four lodging properties, which contain a combined total of 930 rooms. However, we have weighted each property separately, based on each hotels' degree of competitiveness with the hotels in the primary set. We estimate that the Holiday Inn Hollywood and the Holiday Inn Brentwood are most competitive at 40% each. These hotels are located further away from the subject property's immediate lodging market. However, due to their similar franchise affiliations, they do tend to compete with the subject property for some leisure and commercial business. The Hotel Beverly Prescott is geographically the closest hotel to the subject property. Due to its upscale, luxury orientation and higher average rates, we consider this property to be only 20% competitive with the subject property. The Radisson Beverly Pavilion is the final property included in the secondary set due to its close proximity to the subject property. Like the Beverly Prescott, the upscale orientation of this hotel, and the resultant higher average rate, limits the degree to which the Radisson competes with the subject property. As a result, this property was

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considered to be only 20% competitive. The combined weighted room count of these properties was 322 guestrooms.

In 1996, the secondary competitors are estimated to achieve a combined occupancy of 73% at an average rate of $80.40.

The following table summarizes the important operating characteristics of the subject property's secondary competitors. This information was compiled from personal interviews, inspections, lodging directories, and our in-house library of operating data.

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Table 6-5 Secondary Competitors
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                                                                               Estimated 1996
                                                                            Market Segmentation
                                                                   ---------------------------------------
                              Number   Percentage   Competitive              Mtg. &
Property                     of Rooms  Competitive     Rooms       Comm.      Group      Leisure    Airline
----------------------------------------------------------------------------------------------------------
Holiday Inn Hollywood           470        40%          188         10%        20%        50%        20%
Holiday Inn Brentwood           211        40            84         60         20         20          0
Hotel Beverly Prescott          139        20            28         60         30         10          0
Radisson Beverly Pavilion       110        20            22         70         10         20          0
                             -----------------------------------------------------------------------------
  Totals and Averages           930                     322         29%        20%        38%        13%


                                       Estimated 1995                          Estimated 1996
                             ----------------------------------      ----------------------------------
                                          Average                                 Average
Property                     Occupancy      Rate         RevPAR      Occupancy      Rate         RevPAR
-------------------------------------------------------------------------------------------------------
Holiday Inn Hollywood           74%        $67.00        $49.58         79%        $70.00        $55.30
Holiday Inn Brentwood           55          71.00         39.05         50          71.00         35.50
Hotel Beverly Prescott          77         130.00        100.10         87         127.00        110.49
Radisson Beverly Pavilion       78         119.00         92.82         85         124.00        105.40
                             --------------------------------------------------------------------------
  Totals and Averages           70%        $77.83        $54.48         73%        $80.40        $58.70

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Proposed Competitors

It is important to consider any new or proposed hotels that might have an impact on the market area as a whole and the subject property in particular. Based on our fieldwork and our discussions with local hotel operators, developers, and government officials, we have concluded that no properties are proposed or under development in the Beverly Hills area.

Given the strong lodging market in the immediate vicinity of Beverly Hills area, and the high 77.7% occupancy anticipated for the entire market for year-end 1996, we believe that there is a strong likelihood of another property or additional rooms entering the Beverly Hills market in the foreseeable future. In addition, there are appropriately zoned sites where hotel development is considered possible, in the subject property's market area. Therefore, after taking all these factors into consideration, we have assumed that an additional 220-room property will open in the market in July of 1998. We expect that this proposed hotel will be 100% competitive with the subject property.

Conclusion

A review of historical demand trends in the subject property's area indicates that the market has shown signs of recovery from 1994 onwards, corresponding to the economic recovery in the southern California area, which lagged behind that of the nation as a whole. According to Smith Travel Research, strong growth has continued through August of 1996. While supply has remained constant over recent years, growth in demand has driven occupancy upwards, and hotels in the market are now pursuing average rate increases.

Based on our review of the local area, three market segments were defined within the subject property's lodging market. Growth rates for each market segment were forecasted based upon an analysis of the economic and demographic trends that appeared to significantly impact lodging demand. In general, demand is anticipated to increase at moderate rates throughout the projection period. The exception is the airline segment, which is forecast to decrease in 1997 as the subject property reduces its dependence on this segment of the market.

We have identified five properties that are considered competitive with the subject hotel. The subject property is underperforming in the market and is not attaining its fair share in terms of occupancy, average rate, and RevPAR. Since 1994, the subject property had put in $3.2 million dollars to upgrade its product and services. These upgrades, along with a stronger market, have been extremely positive for the subject property. However, its current

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market orientation is focused more towards the lower-rated airline and leisure segments. Therefore, the subject property has the lowest average rate in its entire competitive set. Now that its facilities are comparable or superior to those of its competitors, we expect management to pursue average rates increases through both increased prices and changes in market segmentation toward greater emphasis on the higher-rated, more profitable segments of the market.

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7.    Projection of Occupancy and Average Rate

Historical Operating Performance

The following table sets forth the subject property's historical occupancy, average rate, and rooms revenue per available room (RevPAR). For the purpose of comparison, we have also presented corresponding data (as provided by Smith Travel Research) for the competitive hotels described in the previous section. In addition to the annual percent change calculations, we have determined the subject property's occupancy, average rate, and RevPAR penetration factors.

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Table 7-1 Historical Trends
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                                                     Year-to-Date Through August
                                                     ---------------------------
                                          1995         1996          1996
--------------------------------------------------------------------------------

Subject Property

   Occupancy                              68.1%        66.2%         80.4%
   Percent Change                         --           --            21.5%
   Occupancy Penetration                  97.6%        94.3%        105.4%

   Average Rate                         $58.54       $59.06        $63.17
   Percent Change                         --           --             7.0%
   Average Rate Penetration               73.5%        73.5%         73.9%

   RevPAR                               $39.88       $39.08        $50.80
   Percent Change                         --           --            30.0%
   RevPAR Penetration                     71.7%        69.3%         77.9%

Areawide (STR)

   Occupancy                              69.8%        70.2%         76.3%
   Percent Change                          7.7%        --             8.7%

   Average Rate                         $79.68       $80.30        $85.50
   Percent Change                          0.4%        --             6.5%

   RevPAR                               $55.62       $56.37        $65.24
   Percent Change                          8.1%        --            15.7%

--------------------------------------------------------------------------------

Occupancies and average rates for the subject property were not made available to us before 1995. The previous table indicates, that in 1995, the Holiday Inn Express underperformed the market as a whole, both in terms of occupancy and average rates. Year-to-date 1996 reflects a higher occupancy at the subject property, as compared to the areawide occupancy for the same period. The subject property's occupancy penetration is at 105.4% in year-to-date 1996, as compared to 94.3% in the previous year over the same period. In terms of average rates, the subject property has remained stable between 1995 and 1996.

Our market research and review of the comparable hotels have indicated that from a physical and locational standpoint, the newly renovated subject property should be able too achieve its fair share of the market. We believe

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that the prior performance of the hotel resulted primarily from poor management, deferred maintenance, and a weak marketing effort.

A hotel's occupancy should also be evaluated on a monthly basis to identify seasonality trends. The following table sets forth the subject property's monthly occupancy from 1995 through 1996.

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Table 7-2  Subject Property's Monthly Occupancy History
--------------------------------------------------------------------------------

                                        1995                     1996
                                        ----                     ----
                               Occupancy    % Change    Occupancy   % Change
                               ---------------------------------------------

            January              67.7%        0.0%        77.7%        14.8%
            February             58.4         0.0         69.7         19.4
            March                61.5         0.0         79.1         28.6
            April                56.9         0.0         82.5         44.9
            May                  57.4         0.0         81.6         42.2
            June                 61.6         0.0         81.1         31.7
            July                 76.2         0.0         83.2          9.2
            August               88.5         0.0         87.5         (1.1)
            September            78.3         0.0         76.9         (1.7)
            October              66.9         0.0         76.1         13.7
            November             72.3         0.0         73.7*         2.0
            December             70.8         0.0         59.6*       (15.9)
                               ------       -----       ------       ------

              Full Year          68.1%        0.0%        77.4%        13.7%

                                * Projected 1996

--------------------------------------------------------------------------------

As illustrated by the previous table, the subject property exhibits a certain degree of seasonality. Occupancies have usually peaked around August and the summer months. According to management, the subject property's occupancy was significantly higher in 1996, primarily due to the additional airline rooms which the subject property picked up in year-end 1995 through the middle of 1996. The subject property highest occupancy was in August, with an occupancy of 87.5%. December was the slowest period, with an occupancy of 59.6%.

Premise of the Projections

To a certain degree, occupancy and rate attainment can be manipulated by management. For example, hotel operators may choose to lower rates in an effort to maximize occupancy. Our forecasts reflect an operating strategy that we believe would be implemented by competent hotel management to achieve an optimal mix of occupancy and average rate.

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Projected Room Night Demand

Lodging demand and occupancy can be projected through a process known as room night analysis. A room night is a unit of hotel demand that equals one room that is occupied for one night. After estimating the number of room nights a hotel can be expected to attract during a 12-month period, we can determine occupancy by dividing the number of room nights of demand captured by the number of room nights available (calculated as the room count x 365).

The total annual number of room nights occupied in the competitive hotels equates to the market's accommodated room night demand, as shown in the following table.

================================================================================
Table 7-3  1996 Accommodated Room Night Demand
--------------------------------------------------------------------------------

                                1996 Annual Room Night Demand (Rounded)
                      ----------------------------------------------------------
                                    Percentage                    Percentage
Market Segment        Marketwide    of Total    Subject Property  of Total
--------------------------------------------------------------------------------

Commercial              155,000         37%          9,000            13%
Meeting and Group        46,000         11           5,000             7
Leisure                 162,000         38          40,000            55
Airline                  60,000         15          18,000            25
                        -------        ---          ------           ---
  Totals                424,000        100%         72,000           100%

--------------------------------------------------------------------------------

Latent Demand

The previous table illustrates the accommodated room night demand in the subject property's competitive market. Because this estimate is based on occupancies, it includes only those hotel rooms that were used by guests. Latent demand considers guests who could not be accommodated by the existing competitive supply, and can be divided into unaccommodated demand and induced demand. We were unable to find any unaccommodated demand. However, we believe that the subject property's market area should be able to induce some demand into the area.

Induced Demand

Induced demand represents the additional room nights that are expected to be attracted to the market following the introduction of a new demand generator. Situations that can induce demand include the opening of a new manufacturing plant, the expansion of a convention center, or the addition of a new hotel with a distinct chain affiliation or unique facilities.

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Induced demand in the subject property's market area is expected to come into the market, with the opening of the new 220-room proposed property. We have projected this property will open in July of 1998. Therefore, we have forecasted induced demand to be phased in at 50% in the first year, and at 100% thereafter. Most of these additional room nights are projected to come through the commercial segment. We have projected that approximately 4,250 additional room nights would be generated in 1998 in the commercial segment. Another 1,500 room nights are expected to be generated in the leisure segment, and 750 in the meeting and group segment.

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Table 7-4 Induced Demand Calculation
--------------------------------------------------------------------------------

                              1997     1998     1999     2000     2001     2002
--------------------------------------------------------------------------------

Phase-in:                        0%      50%     100%     100%     100%     100%

Commercial                       0    4,250    8,500    8,500    8,500    8,500
Meeting and Group                0      750    1,500    1,500    1,500    1,500
Leisure                          0    1,500    3,000    3,000    3,000    3,000
Airline                          0        0        0        0        0        0
                            ------   ------   ------   ------   ------   ------
  Totals                         0    6,500   13,000   13,000   13,000   13,000

--------------------------------------------------------------------------------

Total Usable Room Night Demand

Total usable room night demand is estimated by combining accommodated demand and usable latent demand. Usable latent demand is that portion of latent demand that can be absorbed based on the number of existing and proposed hotel rooms in the market. The following table shows the projected annual change in accommodated and usable room night demand in the subject property's competitive market.

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Table 7-5 Total Usable Room Night Demand
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                           Historical    1997        1998        1999        2000        2001        2002        2003
------------------------------------------------------------------------------------------------------------------------
Commercial
Growth Rate                      --        3.0%        3.0%        3.0%        3.0%        2.0%        2.0%        2.0%
Accommodated Demand         155,503    160,168     164,973     169,922     175,020     178,520     182,090     185,732
Usable Latent                    --          0       4,250       8,500       8,500       8,500       8,500       8,500

Meeting and Group
Growth Rate                      --        2.0%        2.0%        2.0%        2.0%       15.%         1.5%        1.5%
Accommodated Demand          46,352     47,279      48,225      49,190      50,174      50,927      51,691      52,466
Usable Latent                    --          0         750       1,500       1,500       1,500       1,500       1,500

Leisure
Growth Rate                      --        1.0%        1.0%        1.0%        1.0%        1.0%        1.0%        1.0%
Accommodated Demand         162,068    163,689     165,326     166,979     168,649     170,335     172,038     173,758
Usable Latent                    --          0       1,500       3,000       3,000       3,000       3,000       3,000

Airline
Growth Rate                      --       -8.0%        0.0%        0.0%        0.0%        0.0%        0.0%        0.0%
Accommodated Demand          60,377     55,547      55,547      55,547      55,547      55,547      55,547      55,547
Usable Latent                    --          0           0           0           0           0           0           0

Totals
Commercial                  155,503    160,168     169,223     178,422     183,520     187,020     190,590     194,232
Meeting and Group            46,352     47,279      48,975      50,690      51,674      52,427      53,191      53,966
Leisure                     162,068    163,689     166,826     169,979     171,649     173,335     175,038     176,758
Airline                      60,377     55,547      55,547      55,547      55,547      55,547      55,547      55,547

                            -------    -------     -------     -------     -------     -------     -------     -------
    TOTAL DEMAND            424,300    426,683     440,571     454,638     462,390     468,329     474,366     480,503

Annual Forecasted Growth         --        0.6%        3.3%        3.2%        1.7%        1.3%        1.3%        1.3%

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Guestroom Supply

In 1996, the competitive properties provided a weighted total of 1,495 guestrooms. This number is expected to increase by 111 rooms in 1998 to 1,606 guestrooms, to reflect the opening of the 220-room proposed property. In 1999, the count is expected to rise further, to 1,715 guestrooms, reflecting the first full-year opening of the proposed property. The following table shows the projected competitive supply of available rooms and available room nights. To calculate the annual number of available room nights, the number of available rooms is multiplied by 365.

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Table 7-6 Available Rooms and Room Nights
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                            Total Room                         Overall
                               Night       Room Nights       Competitive
                  Year        Demand        Available         Occupancy
                ----------------------------------------------------------------

                Historical    424,300        545,748             78%
                  1997        426,683        545,748             78
                  1998        440,571        586,263             75
                  1999        454,638        626,048             73
                  2000        462,390        626,048             74
                  2001        468,329        626,048             75
                  2002        474,366        626,048             76
                  2003        480,503        626,048             77

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Overall Competitive Occupancy

As illustrated in the above table, the overall competitive occupancy was roundly 78% in 1996. With new supply coming into the market in 1998, we expect overall occupancies to decline in 1998 and 1999. After which we expect the marketwide occupancies to continue to grow over the next several years.

Competitive Index Analysis

Competitive indexes are used to analyze the relative market position of each property on the basis of a particular demand segment. The index represents the number of times each year that one room is occupied by one type of traveler (e.g., commercial, meeting and group, leisure, or airline), or the number of room nights actually accommodated per year, per room, per market segment. For example, if a hotel has a commercial competitive index of 190, each room in the property is occupied 190 times a year by a commercial traveler. The competitive index is calculated by dividing a hotel's annual accommodated room night demand in a particular market segment by that property's room count. Competitive indexes will be used to illustrate each property's position in the market based on its ability to compete with other local lodging facilities.

Commercial Segment

The historical commercial segment competitive indexes in the subject property's market ranged from 37 to 216. The Courtyard by Marriott was the most competitive property in the commercial market in 1996, with an index of 216. The Holiday Inn Express, the Ramada West Hollywood, the Hyatt on Sunset, and the Doubletree Westwood followed with 164, 130, 117, and

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106, respectively. The secondary competitors has a competitive index of 77 and the subject property came in last with 37.

With the renovations completed at the subject property, we expect this property to dramatically improve its competitiveness in the next few years. We have projected its competitiveness to increase to 75 and 100 in 1997 and 1998, respectively. Similarly, the Holiday Inn Express, which recently acquired this affiliation, is expected to improve its competitive index to 175 and 185 in 1997 and 1998, respectively. The Ramada West is expected to increase from 130 to 132 in 1997. The only other change in the market is the opening of the new property in 1998. We expect the commercial index of this new property to be 165 in 1998, which is expected to further increase to 170 and 180 in 1999 and 2000, respectively. The following table shows the projected commercial segment competitive indexes of the area's hotels.

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Table 7-7 Commercial Segment Competitive Indexes
--------------------------------------------------------------------------------

Property              Historical    1997    1998    1999    2000    2001    2002
--------------------------------------------------------------------------------

Subject Property           37         75     100     100     100     100     100
Marriott Courtyard        216        216     216     216     216     216     216
Holiday Inn Express       164        175     185     185     185     185     185
Doubletree Westwood       106        115     125     125     125     125     125
Ramada West Hollywood     130        132     132     132     132     132     132
Hyatt on Sunset           117        117     117     117     117     117     117
Secondary                  77         77      77      77      77      77      77
Proposed New Property       0          0     165     170     180     180     180

--------------------------------------------------------------------------------

Meeting and Group Segment

The historical meeting and group segment competitive indexes in the subject property's market ranged from 0 to 54. The secondary competitors were_ the most competitive property in the meeting and group market in 1996, with an index of
54. The Doubletree Westwood, the Hyatt on Sunset, and the subject property followed with 45, 23, and 20, respectively. The Courtyard by Marriott and the Ramada West Hollywood both followed with 14. The Holiday Inn Express has no meeting space.

The only other change in the market is the opening of the new property in 1998. We expect the meeting and group index of this new property to be 20 in 1998, and to further increase to 25 by 1999. The following table shows the projected commercial segment competitive indexes of the area's hotels.

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Table 7-8 Meeting and Group Segment Competitive Indexes
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Property              Historical    1997    1998    1999    2000    2001    2002
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Subject Property          20          20      20      20      20      20      20
Marriott Courtyard        14          14      14      14      14      14      14
Holiday Inn Express        0           0       0       0       0       0       0
Doubletree Westwood       45          45      45      45      45      45      45
Ramada West Hollywood     14          14      14      14      14      14      14
Hyatt on Sunset           23          23      23      23      23      23      23
Secondary                 54          54      54      54      54      54      54
Proposed New Property      0           0      20      25      25      25      25

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Leisure Segment

The historical leisure segment competitive indexes in the subject property's market ranged from 45 to 155. The subject property was the most competitive property in the leisure market in 1996, with an index of 155. The Hyatt on Sunset, the Ramada West Hollywood, the secondary competitors, the Holiday Inn Express, the Courtyard by Marriott, and the Doubletree Westwood followed, with 152, 144, 101, 70, 58 and 45, respectively.

With the renovations completed at the subject property, we expect this property to dramatically improve its competitiveness in the other segment, and try and reduce its dependence on this segment. Therefore, we have projected a decline in its competitiveness to decrease to 125 and 100 in 1997 and 1998, respectively. The only other change in the market is the opening of the new property in 1998. We expect the commercial index of this new property to be 165 in 1998, and to further increase to 170 and 180 in 1999 and 2000, respectively. The following table shows the projected commercial segment competitive indexes of the area's hotels.

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Table 7-9 Leisure Segment Competitive Indexes
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Property              Historical    1997    1998    1999    2000    2001    2002
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Subject Property          155        125     100     100     100     100     100
Marriott Courtyard         58         58      58      58      58      58      58
Holiday Inn Express        70         80      90      90      90      90      90
Doubletree Westwood        45         45      45      45      45      45      45
Ramada West Hollywood     144        144     144     144     144     144     144
Hyatt on Sunset           152        152     152     152     152     152     152
Secondary                 101        101     101     101     101     101     101
Proposed New Property       0          0      65      75      80      80      80

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Airline Segment

As a hotel's occupancy improves, its reliance on airline demand generally diminishes. Because this segment commands deeply discounted rates, operators prefer to accommodate more lucrative types of demand whenever possible.

Only three hotels have historically had any airline business. The historical airline segment competitive indexes in the subject property's market ranged from 34 to 106. The Doubletree Westwood was the most competitive property in the airline market in 1996, with an index of 106. The subject property and the secondary competitors followed with 70 and 34, respectively. The subject property and the Doubletree are both expected to reduce their dependence on this segment for room nights. We have projected that the competitive index for the subject property would decline to 60 in 1997, and in the case of the Doubletree Westwood it will decline to 100 in 1997 and to 95 in 1998. The secondary competitors competitiveness is expected to go up slightly to 40 in 1997 and to 50 in 1998.

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Table 7-10 Airline Segment Competitive Indexes
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Property              Historical    1997    1998    1999    2000    2001    2002
--------------------------------------------------------------------------------

Subject Property           70         60      60      60      60      60      60
Marriott Courtyard          0          0       0       0       0       0       0
Holiday Inn Express         0          0       0       0       0       0       0
Doubletree Westwood       106        100      95      95      95      95      95
Ramada West Hollywood       0          0       0       0       0       0       0
Hyatt on Sunset             0          0       0       0       0       0       0
Secondary                  34         40      50      50      50      50      50
Proposed New Property       0          0       0       0       0       0       0

--------------------------------------------------------------------------------

Subject Property's Room Night Capture and Occupancy

After the competitive index is calculated, it is adjusted to reflect the property's room count, yielding a figure referred to as the market share adjuster. The market share adjuster of each property is then divided by the total market share adjuster for all of the competitors, resulting in each hotel's market share. By multiplying the projected market share by the area's usable room night demand, we can determine the total number of room nights captured by a specific hotel. Occupancy is then calculated by dividing the projected number of room nights captured by the property's total number of available room nights.

Multiplying the subject property's projected market share by the estimated room night demand in each segment results in the following estimate of room nights captured by the hotel.

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Table 7-11 Room Nights Captured by the Subject Property
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                         1997      1998      1999      2000      2001      2002
                       ---------------------------------------------------------
Commercial
Demand                160,168   169,223   178,422   183,520   187,020   190,590
Market Share           0.1153    0.1317    0.1201    0.1189    0.1189    0.1189
Capture                18,464    22,290    21,429    21,820    22,236    22,661

Meeting and Group
Demand                 47,279    48,975    50,690    51,674    52,427    53,191
Market Share           0.1125    0.1073    0.1005    0.1005    0.1005    0.1005
Capture                 5,318     5,257     5,096     5,195     5,270     5,347

Leisure
Demand                163,689   166,826   169,979   171,649   173,335   175,038
Market Share           0.2098    0.1666    0.1572    0.1562    0.1562    0.1562
Capture                34,350    27,794    26,729    26,813    27,077    27,343

Airline
Demand                 55,547    55,547    55,547    55,547    55,547    55,547
Market Share           0.2690    0.2612    0.2612    0.2612    0.2612    0.2612
Capture                14,943    14,506    14,506    14,506    14,506    14,506
                      -------   -------   -------   -------   -------   -------
  Total Capture        73,075    69,846    67,760    68,334    69,089    69,856

--------------------------------------------------------------------------------

Dividing the total number of room nights captured by the subject property's number of available room nights per year (calculated as 260 x 365) produces the projected occupancy percentage.

================================================================================
Table 7-12 Calculation of the Subject Property's Projected Occupancy
--------------------------------------------------------------------------------

                         1997      1998      1999      2000      2001      2002
                       ---------------------------------------------------------
Total Room Nights
  Captured/Year        73,075    69,847    67,760    68,334    69,089    69,857
Available Room Nights  94,900    94,900    94,900    94,900    94,900    94,900
Occupancy               77.00%    73.60%    71.40%    72.01%    72.80%    73.61%
Rounded                    77%       74%       71%       72%       73%       74%

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For the purpose of forecasting income and expense, we will use the following occupancy levels.

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Table 7-13 Occupancy Forecast
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                               Year          Occupancy
                             -------------------------
                               1997             77%
                               1998             73
                            Stabilized          73

--------------------------------------------------------------------------------

Although the preceding room night analysis shows the subject property achieving a 74% occupancy in 2002, we have chosen to use a stabilized level of 73%. The occupancy's for the subject property between 1998 and 2002 fluctuate between 71% and 74%. We have chosen to take the average during this five-year period, and reflect it as the subject property's stabilized occupancy. The stabilized occupancy is intended to reflect the anticipated results of the property over its remaining economic life, given any and all changes in the life cycle of the hotel. Thus, the stabilized occupancy excludes from consideration any abnormal relationship between supply and demand, as well as any non-recurring conditions that may result in unusually high or low occupancies. Although the subject property may operate at occupancies above this stabilized level, we believe that it is equally possible for new competition and temporary economic downturns to force the occupancy below this selected point of stability.

AVERAGE RATE ANALYSIS

One of the most important considerations in estimating the value of a lodging facility is a supportable forecast of its attainable average rate, which is more formally defined as the average rate per occupied room. Average rate can be calculated by dividing the total rooms revenue achieved during a specified period by the number of rooms sold during the same period. The projected average rate and the anticipated occupancy percentage are used to forecast rooms revenue, which, in turn, provides the basis for estimating most other income and expense categories.

HVS International, Mineola, New York         Projection of Occupancy and      88
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Average Rate by Month

The following table shows the subject property's monthly occupancy and average rate from 1995 through 1996.

================================================================================
Table 7-14 Subject Property's Occupancy and Average Rate by Month
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                                        1995                                        1996
                     -----------------------------------------------------------------------------------
                                             Average                                     Average
                     Occupancy     % Chg      Rate   % Chg       Occupancy     % Chg      Rate    % Chg
                     ---------------------------------------   -----------------------------------------
January                67.7%       --        $58.96     --         77.7%     14.8%       $58.60    (0.6%)
February               58.4        --         59.43     --         69.7      19.4         64.92     9.2
March                  61.5        --         61.34     --         79.1      28.6         61.43     0.1
April                  56.9        --         57.08     --         82.5      44.9         60.88     6.7
May                    57.4        --         61.18     --         81.6      42.2         59.66    (2.5)
June                   61.6        --         56.32     --         81.1      31.7         64.80    15.1
July                   76.2        --         56.99     --         83.2       9.2         65.74    15.4
August                 88.5        --         60.82     --         87.5      (1.1)        69.01    13.5
September              78.3        --         59.89     --         76.9      (1.7)        65.34     9.1
October                66.9        --         61.28     --         76.1      13.7         68.00    11.0
November               72.3        --         54.51     --         73.7       2.0         69.13    26.8
December               70.8        --         54.68     --         59.6     (15.9)        67.06    22.6
                       ----                   -----                ----     -----         -----    ----

Weighted Average       68.1%                 $58.54                77.4%     13.7%      64.47     10.1%

                          * Projected

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The previous table underscores the correlation between a hotel's occupancy and its average rate: as occupancy increases, rates tend to follow. On a monthly basis, the Holiday Inn Select achieves its highest average rate during August.

Market Segmentation Method

The subject property's average rate will be projected using the market segmentation method. The advantage of this method is its ability to reflect anticipated changes in the subject property's market mix and their impact on average rate. This technique begins with an analysis of the room rates commanded by local hotels in each market segment. Using this information, we can forecast the subject property's rate on a segment-by-segment basis. The projected rate in each segment is then multiplied by the number of room nights the hotel is expected to capture in that segment (as determined earlier in this analysis). These amounts are totaled, yielding the

HVS International, Mineola, New York         Projection of Occupancy and      89
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overall rooms revenue. Average rate is then calculated by dividing the property's total rooms revenue by the estimated number of occupied rooms.

Although the average rate analysis presented here follows the occupancy projections, these two statistics are highly correlated; in reality, one can not project occupancy without making specific assumptions regarding average rate. This relationship is best illustrated by RevPAR, which reflects a property's ability to maximize rooms revenue. The following table summarizes the 1996 average rate and RevPAR of the subject property and its competitors.

================================================================================
Table 7-15 1996 Average Rate and RevPAR of the Primary Competitors
--------------------------------------------------------------------------------

                                                    1996             1996
                                                   Average       Rooms Revenue
Property                                          Room Rate   Per Available Room
--------------------------------------------------------------------------------

Subject Property                                  $ 64.50          $49.67
Marriott Courtyard                                 101.00           79.79
Holiday Inn Express                                 93.00           59.52
Doubletree Westwood                                 70.00           58.10
Ramada West Hollywood                               90.00           71.10
Hyatt on Sunset                                     85.00           68.00

                                                  -------         -------
    Averages                                      $ 79.45          $62.92

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The above table demonstrates that the subject property is the weakest property in terms of RevPAR among its competitive set, realizing $49.67 in 1996. The Courtyard by Marriott was the market leader at $79.79, a result of its leading position in the market in terms of average rates. The Ramada West Hollywood, Hyatt on Sunset, Holiday Inn Express and the Doubletree Westwood trailed, with RevPAR levels of $71.10, $68.00, $59.52 and $58.10, respectively.

HVS International, Mineola, New York         Projection of Occupancy and      90
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Average Rate Increases

It is important to note that hotel room rate increases do not necessarily conform to the underlying monetary inflation rate, because lodging facilities are influenced by market conditions such as the relationship between supply and demand. A hotel's ability to raise room rates is affected by a number of factors, including the following.

o Supply and Demand Relationships - The relationship between supply and demand is one of the factors that determine hotel occupancies and average rates. Strong markets where lodging demand is increasing faster than supply are often characterized by rate growth that exceeds inflation. Markets that are overbuilt or suffering from declining demand are unlikely to exhibit any significant increases in average rates.

o Inflationary Pressures - Price increases caused by inflation affect hotel room rates by eroding profit margins and encouraging operators to raise prices. This strategy is effective only in markets that are characterized by a healthy supply and demand relationship.

o Improving the Competitive Standard - When a new lodging facility enters a mature market, its rates may be set higher than the marketwide average in an effort to justify the development costs. This temporary condition may allow other competitors to achieve corresponding gains by effectively raising the amount the market will bear. However, if the addition to supply has a severe impact on the occupancy levels of other hotels, price competition may ensue.

o Property-Specific Improvements - Changes that make a hotel more or less attractive to guests can have an impact on average rate. An expansion, renovation, upgrading, or the introduction of additional facilities and amenities may enable greater-than-inflationary room rate increases. Likewise, deferred maintenance may make a property less competitive, engendering a decline in room rates.

In determining average rate projections, changes that occur prior to occupancy stabilization are generally attributable to factors that are specific to the property and the market. After a hotel achieves a stabilized occupancy, room rates are generally expected to continue to increase at the underlying inflation rate throughout the remainder of the projection period.

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Average Rates by Market Segment

Average rate can be projected by considering anticipated changes in the subject property's demand mix and the rates that can be commanded in each market segment. The Holiday Inn Select's historical average rates are set forth in the following table. To project average rate, we have applied growth factors to the hotel's 1996 rates in each market segment. The following table outlines these growth factors.

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Table 7-16 1996 Average Rate by Market Segment and Assumed Growth Factors
--------------------------------------------------------------------------------

                                                    Projected Growth Rates
                                        --------------------------------------
                           1996
Market Segment         Average Rate     1997     1998     1999     2000     2001
--------------------------------------------------------------------------------

Commercial                $90.00        4.0%     3.5%     3.5%     3.5%     3.5%
Meeting and Group          70.00        3.5%     3.5%     3.5%     3.5%     3.5%
Leisure                    70.00        4.0%     3.5%     3.5%     3.5%     3.5%
Airline                    39.00        0.0%     2.0%     3.0%     3.5%     3.5%

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As stated previously, the subject property's historical average rate has been much lower than that achieved by its primary competitors. Calendar year 1996 witnessed the highest occupancy level for the area in recent years, and the subject property is making strong gains in 1996 according to year-to-date statistics. It is our opinion that Holiday Inn -Select will soon reach a saturation point in terms of occupancy. However, given its low average rate as compared to most of the competitors, the subject property is in a position to aggressively push room rates. The Holiday Inn affiliation, along with the recently completed rooms renovation, should go a long way towards achieving average rate growth. We expect strong gains to be made in 1997 and into the next, after which we project a slowing of average rate growth as the hotel narrows the gap between it and its primary competitors. Following 2000, the stabilized year, we expect average rate to increase at inflationary levels.

We project average rate in the commercial segment to increase by 4.0% in 1997 to reflect strong increases in corporate and rack room rates; this growth is forecast to slow to 3.5% in 1998, stabilizing to the underlying monetary inflation rate of 3.5% each year thereafter. Average rate in the meeting and group segment is projected to increase by 3.5% in 1997, and to remain at the same throughout the projection period. Average rate in the leisure sector is projected to increase by 4% in 1997. This growth is the

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anticipated result of substantial rate increases in the regular pleasure and package rooms segments within the leisure segment. Rate projections for 1998 and thereafter are expected to increase at the annual inflation rate of 3.5%. The airline segment is not expected to see any growth in average rates, as contracts have already been signed into the next year. However, we have projected 2.0% growth rate in 1998 and 3.0% in 1999, before stabilizing at 3.5% in the Year 2000.

To project average rate, the growth factors are applied to the 1996 average rates estimated for Holiday Inn - Select in each market segment. The resulting amounts are multiplied by the projected room night demand in each segment, as illustrated by the following table.

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Table 7-17 Forecast of Average Rate by Market Segment
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                              Group/                                                   Weighted    Percent
                Commercial    Meeting        Leisure        Airline        Total     Average Rate   Change
-----------------------------------------------------------------------------------------------------------
Historical
Demand               9,499         5,115        40,190        18,268        73,073
Segment Rate        $90.00        $70.00        $70.00        $39.00
     Revenue      $854,954      $358,058    $2,813,311      $712,462    $4,738,784      $64.85          --

1997
Demand              18,464         5,318        34,350        14,943        73,075
Segment Rate        $93.61        $72.46        $72.81        $39.00
     Revenue    $1,728,413      $385,325    $2,500,944      $582,777    $5,197,458      $71.12         9.7%

1998
Demand              22,290         5,257        27,794        14,506        69,847
Segment Rate        $96.89        $74.99        $75.36        $39.78
     Revenue    $2,159,594      $394,237    $2,094,443      $577,049    $5,225,322      $74.81         5.2%

1999
Demand              21,429         5,096        26,729        14,506        67,760
Segment Rate       $100.28        $77.62        $77.99        $40.97
     Revenue    $2,148,841      $395,538    $2,084,686      $594,360    $5,223,425      $77.09         3.0%

2000
Demand              21,820         5,195        26,813        14,506        68,334
Segment Rate       $103.79        $80.33        $80.72        $42.41
     Revenue    $2,264,631      $417,335    $2,164,430      $615,163    $5,461,559      $79.92         3.7%

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Based on the preceding analysis, the following table summarizes the occupancy and average rates that will be used to project the subject property's rooms revenue.

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Table 7-18 Forecast of Occupancy and Average Rate
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                          Year       Occupancy    Average Rate
                       ---------------------------------------

                          1997          77%       $71.12
                          1998          73         74.81
                       Stabilized       73         77.09

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8.    Highest and Best Use

The concept of highest and best use recognized by the Appraisal Institute distinguishes between the highest and best use of the land (as though vacant) and that of the property (as improved). Highest and best use is defined as:

      The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

The concept of highest and best use is the premise upon which value is based, and is a product of competitive forces in the marketplace. The principle of balance holds that real property value is created and sustained when contrasting, opposing, or interacting elements are in a state of equilibrium. This principle applies to relationships among various property components as well as the relationship between the costs of production and the property's productivity. The point of economic balance is achieved when the combination of land and building is optimal (i.e., when no marginal benefit or utility is achieved by adding another unit of capital). The law of increasing returns holds that larger amounts of the agents of production produce greater net income up to a certain point, after which the law of diminishing returns is applied.(2)

It is important to recognize that the highest and best use of the land (as though vacant) may differ from the highest and best use of the property (as improved). This differential may occur when a site has existing improvements and the highest and best use of the land differs from the current use. Nonetheless, the current property use will continue until the value of the land under its highest and best use exceeds the value of the property in its current use, plus the cost to remove the existing improvements.

(1) The Appraisal of Real Estate - Tenth Edition, Appraisal Institute, Chicago, IL, 1992, p. 45.

(2) Ibid., p. 40.

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In consideration of the factors influencing development in the immediate area, it is the appraisers' opinion that the highest and best use of the subject site, as vacant, would be as a transient lodging facility.

Based on the fact that the value of the land does not exceed the value of the hotel plus the cost of demolition, it is our opinion that the subject property's highest and best use, as improved, is its current use as a transient lodging facility.

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9.    Approaches to Value

In appraising real estate for market value, the appraiser has three approaches from which to select: the income capitalization, sales comparison, and cost approaches. Although all three valuation procedures are given consideration, the inherent strengths of each approach and the nature of the subject property must be evaluated to determine which will provide supportable estimates of market value. The appraiser is then free to select one or more of the appropriate approaches in arriving at a final value estimate.

The Income Capitalization Approach

The income capitalization approach takes a property's projected net income before debt service and allocates this future benefit to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component is calculated. The total of the mortgage component and the equity component equals the value of the property. This approach is often selected as the preferred valuation method for income-producing properties, because it most closely reflects the investment rationale of knowledgeable buyers.

The Sales Comparison Approach

The sales comparison approach estimates the value of a property by comparing it to similar properties that have been sold on the open market. To obtain a supportable estimate of value, the sales price of a comparable property must be adjusted to reflect any dissimilarities between it and the property being appraised.

The sales comparison approach may provide a useful value estimate in the case of simple forms of real estate, such as vacant land and single-family homes, where the properties are homogeneous and the adjustments are few and relatively simple to compute. In the case of complex investments such as shopping centers, office buildings, restaurants, and lodging facilities, where the adjustments are numerous and more difficult to quantify, the sales comparison approach loses much of its reliability.

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Hotel investors typically do not employ the sales comparison approach in reaching their final purchase decisions. Factors such as the lack of recent sales data, the numerous insupportable adjustments that are necessary, and the general inability to determine the true financial terms and human motivations of comparable transactions often make the results of this technique questionable. Although the sales comparison approach may provide a range of values that supports the final estimate, reliance on this method beyond the establishment of broad parameters is rarely justified by the quality of the sales data.

The market-derived capitalization rates sometimes used by appraisers are susceptible to the same shortcomings inherent in the sales comparison approach. To substantially reduce the reliability of the income capitalization approach by employing capitalization rates obtained from unsupported market data weakens the final value estimate and ignores the typical investment analysis procedures employed by hotel purchasers. Because appraisers are obligated to mirror the actions of the marketplace, we generally give the sales comparison approach minimal weight in the hotel appraisal process beyond bracketing the final estimate.(1)

The Cost Approach

The cost approach estimates market value by computing the current cost to replace the property and subtracting any depreciation resulting from physical deterioration, functional obsolescence, and external (or economic) obsolescence. The value of the land, as if vacant and available, is then added to the depreciated value of the improvements to produce a total value estimate.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements grow older and begin to deteriorate, the resultant loss in value becomes increasingly difficult to quantify accurately. We find that knowledgeable hotel buyers base their purchase decisions on economic factors such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, this approach is given minimal weight in the

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 209.

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hotel valuation process. As noted in Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, "the cost approach is seldom used to value existing hotels and motels."(1)

Reconciliation

The final step in the valuation process is the reconciliation and correlation of the value indications. Factors that are considered in assessing the reliability of each approach include the purpose of the appraisal, the nature of the subject property, and the reliability of the data used. In reconciliation, the applicability and supportability of each approach is considered and the range of value indications is examined. The most significant weight is given to the approach that produces the most reliable solution and most closely reflects the criteria used by typical investors.

Our nationwide experience with numerous hostelry buyers and sellers indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the investors who constitute the marketplace. For this reason, the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in the hotel valuation process.

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 208.

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10.   Income Capitalization Approach

The income capitalization approach is based on the principle that the value of a property is indicated by its net return, or what is known as the present worth of future benefits. The future benefits of income-producing properties, such as hotels, are net income before debt service and depreciation (as estimated by a forecast of income and expense) and any anticipated reversionary proceeds from a sale. These future benefits can be converted into an indication of market value through a capitalization process and discounted cash flow analysis. Using the income capitalization approach, the subject property has been valued by analyzing the local market for transient accommodations, examining existing and proposed competition, and developing a forecast of income and expense that reflects current and anticipated income trends and cost components through a stabilized year of operation.

The forecast of income and expense is expressed in current dollars for each year. The stabilized year is intended to reflect the anticipated operating results of the property over its remaining economic life, given any or all applicable stages of build-up, plateau, and decline in the life cycle of the hotel. Thus, income and expense estimates from the stabilized year forward exclude from consideration any abnormal relationship between supply and demand, as well as any non-recurring conditions that may result in unusual revenues or expenses.

As stated in the textbook entitled, Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, published by the Appraisal Institute, "of the three valuation approaches available to the appraiser, the income capitalization approach generally provides the most persuasive and supportable conclusions when valuing a lodging facility."(1) This text recommends that using a ten-year forecast and an equity yield rate "most accurately reflects the actions of typical hotel buyers, who purchase properties based

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

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on their leveraged discounted cash flow."(1) The simpler procedure of using a ten-year forecast and a discount rate is "less reliable because the derivation of the discount rate has little support. Moreover, it is difficult to adjust the discount rate for changes in the cost of capital."(2)

We have used both methods to discount the subject property's projected net income into an estimate of value. Method One is a ten-year discounted cash flow analysis in which the cash flow to equity and the equity reversion are discounted to the present value at the equity yield rate, and the income to the mortgagee is discounted at a mortgage interest rate. The sum of the equity and mortgage values is the total property value. Method Two is a simple ten-year discounted cash flow analysis in which the annual net income before debt service and the reversionary proceeds following a sale at the end of the tenth year are discounted back to the date of the appraisal at an overall discount rate, and then totaled to produce an indication of the present worth of future benefits.

To convert the projected income stream into an estimate of value through Method One, the anticipated net income (before debt service and depreciation) is allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. The total of the mortgage component and the equity component equals the value of the property. The process is described as follows.

1. The terms of typical hotel financing are set forth, including interest rate, amortization term, and loan-to-value ratio.

2. An equity yield rate of return is established. Numerous hotel buyers base their equity investments on a ten-year equity yield rate projection that takes into account ownership benefits such as periodic cash flow distributions, residual sale or refinancing distributions that return any property appreciation and mortgage amortization, income tax benefits, and various non-financial considerations such as status and prestige. The equity yield rate is also known as the internal rate of return on equity.

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

(2) Ibid.

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3. The value of the equity component is calculated by first deducting the annual debt service from the projected net income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value. After deducting the mortgage balance at the end of the tenth year and the typical brokerage and legal costs, the equity residual is discounted back to the date of value at the equity yield rate. The net income to equity for each of the ten projection years is also discounted to the present value. The sum of these discounted values equates to the value of the equity component. Adding the equity component to the initial mortgage balance yields the overall property value.

      Because the mortgage and the debt service amounts are unknown but the loan-to-value ratio was determined in Step #1, the preceding calculation can be solved through an iterative process or by use of a linear algebraic equation that computes the total property value. The algebraic equation that solves for the total property value using a ten-year mortgage and equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(1)

4. The value is proven by allocating the total property value between the mortgage and equity components and verifying that the rates of return set forth in Steps #1 and #2 can be met from the projected net income.

The process of converting the projected income stream into an estimate of value through Method Two is described as follows.

1. A discount rate is established by evaluating the total property yield derived by Method One. Occasionally, the discount rate may be adjusted slightly based on the total property yields indicated by recent transactions involving hotels similar to the subject property.

(1) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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2. The reversionary value is calculated by capitalizing the 11th-year net income by the terminal capitalization rate and deducting typical brokerage and legal fees.

3. The ten-year forecast of net income (before debt service and depreciation) and the reversionary value are discounted to the date of value at the rate derived above.

Review of Operating History

Because the Holiday Inn Select is an existing hotel with an established operating performance, its historical income and expense experience can serve as a basis for projections. The subject property opened in 1973, and achieved occupancy levels of 58.9% in 1994 and 68.1% in 1995. The statement for 1994 reflects only a partial year; complete 1994 statements were not provided to us, as the subject property had different owners at that time. The following income and expense statements were provided by the Ashford Financial Corporation, and are unaudited. Where applicable, we have reorganized the statements in accordance with the Uniform System of Accounts for Hotels.

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================================================================================
Table 10-1 Historical Operating Performance  ($+,000)
--------------------------------------------------------------------------------

        Calendar Year:                                   1995                                          1994*
                                 --------------------------------------------------------------------------------------------
          Total Rooms:               260                                             64
       Occupied Rooms:            64,663                                         13,453
  Complimentary Rooms:             3,853                                            316
            Days Open:               365                 Amount per Amount per      365                Amount per   Amount pe
            Occupancy:             68.1%     Percentage   Avilable   Occupied     58.9%     Percentage  Available   Occupied
         Average Rate:            $58.54     of Revenue     Room       Room      $60.00     of Revenue    Room        Room
-----------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                          $3,785        76.7%     $14,559     $58.54       $807        74.8%     $12,592     $60.00
   Food                              742        15.0        2,854      11.48        161        14.9        2,516      11.99
   Beverage                          146         3.0          560       2.25         44         4.1          683       3.25
   Telephone                         190         3.9          731       2.94         50         4.6          773       3.68
   Other Income                       74         1.5          286       1.15         18         1.6          276       1.32
      Total                        4,938       100.1       18,991      76.36      1,079       100.0       16,840      80.24
-----------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES **
   Rooms                           1,026        27.1        3,945      15.86        222        27.5        3,461      16.49
   Food & Beverage                   758        85.3        2,914      11.71         99        48.4        1,547       7.37
   Telephone                          98        51.7          378       1.52         21        43.0          333       1.59
   Other Income                       51        68.9          197       0.79          2        12.3           34       0.16
      Total                        1,933        39.1        7,434      29.89        345        31.9        5,375      25.61
-----------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME                3,005        61.0       11,557      46.47        735        68.1       11,465      54.63
-----------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General          604        12.2        2,321       9.33        110        10.2        1,709       8.15
   Management Fee                    148         3.0          571       2.30         32         3.0          507       2.41
   Marketing                         249         5.1          959       3.86         48         4.4          744       3.55
   Franchise Fees                    195         4.0          750       3.02         39         3.6          609       2.90
   Property Oper. & Maint.           251         5.1          967       3.89         52         4.8          814       3.88
   Energy                            270         5.5        1,038       4.17         86         8.0        1,340       6.38
      Total                        1,718        34.9        6,607      26.56        367        34.0        5,723      27.27
-----------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                       1,287        26.1        4,950      19.91        368        34.1        5,742      27.36
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FIXED EXPENSES
   Property Taxes                    212         4.3          816       3.28         56         5.2          870       4.14
   Insurance                         304         6.1        1,168       4.70         42         3.9          661       3.15
      Total                          516        10.4        1,984       7.98         98         9.1        1,530       7.29
=============================================================================================================================
           NET INCOME               $771        15.7%      $2,966     $11.93       $270        25.0%      $4,212     $20.07
=============================================================================================================================

* Complete Operating Statements are not available for 1994 or previous years, due to change in Ownership.

** Departmental expense ratios are expressed as a percentage of departmental revenues.

--------------------------------------------------------------------------------

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Table 10-2 Historical Operating Performance  ($+,000)
--------------------------------------------------------------------------------

        Calendar Year:                                 1996                                          1995
                               ---------------------------------------------------------------------------------------------
          Total Rooms:             260                                            260
       Occupied Rooms:          50,992                                         41,813
  Complimentary Rooms:             527                                          3,347
            Days Open:             244                 Amount per Amount per      243                Amount per  Amount per
            Occupancy:           81.2%     Percentage   Avilable   Occupied     71.5%     Percentage  Available   Occupied
         Average Rate:          $63.18     of Revenue     Room       Room      $59.06     of Revenue    Room        Room
----------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                        $3,222        78.3%    $12,391     $63.18     $2,470        78.2%     $9,498     $59.06
   Food                            568        13.8       2,185      11.14        452        14.3       1,740      10.82
   Beverage                        134         3.2         514       2.62         76         2.4         294       1.83
   Telephone                       162         3.9         622       3.17        120         3.8         463       2.88
   Other Income                     28         0.7         106       0.54         37         1.2         144       0.89
      Total                      4,112        99.9      15,817      80.65      3,156        99.9      12,139      75.48
----------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                           722        22.4       2,777      14.16        639        25.9       2,456      15.27
   Food & Beverage                 580        82.6       2,229      11.36        471        89.0       1,811      11.26
   Telephone                        85        52.5         327       1.67         60        49.8         230       1.43
   Other Income                      9        32.9          35       0.18         24        64.0          92       0.57
      Total                      1,396        33.9       5,367      27.37      1,193        37.8       4,590      28.54
----------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME              2,717        66.0      10,449      53.28      1,963        62.1       7,549      46.94
----------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General        442        10.7       1,699       8.66        357        11.3       1,372       8.53
   Management Fee                  123         3.0         475       2.42         95         3.0         365       2.27
   Marketing                       182         4.4         702       3.58        149         4.7         572       3.55
   Franchise Fees                  177         4.3         681       3.47        123         3.9         473       2.94
   Property Oper. & Maint.         187         4.5         718       3.66        161         5.1         620       3.85
   Energy                          191         4.7         736       3.75        178         5.7         686       4.27
      Total                      1,302        31.6       5,009      25.54      1,063        33.7       4,088      25.42
----------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                     1,414        34.4       5,440      27.74        900        28.4       3,461      21.52
----------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                  135         3.3         518       2.64        145         4.6         556       3.46
   Insurance                       107         2.6         410       2.09        206         6.5         791       4.92
      Total                        241         5.9         927       4.73        350        11.1       1,347       8.38
============================================================================================================================
          NET INCOME            $1,173        28.5%     $4,513     $23.01       $550        17.3%     $2,114     $13.14
============================================================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues.

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Comparable Operating Statements

These historical income and expense statements show that the subject property's operating performance has been improving over the last two year period. As previously mentioned, management was unable to provide us with operating statements for 1994. However, we have been able to see significant differences in the statistics between year-to-date through August, 1995 and the corresponding 1996 period. The subject property's room revenue increased substantially in 1996 over the same period from last year, which was primarily due to the increase in occupancy and average rates.

During the same period, the subject property's management was able to reduce departmental expenses as well. The subject property's 1996 year-to-date rooms expense went down from 25.9% of rooms revenue in year-to-date, 1995 to 22.4% of rooms revenue in year-to-date 1996. Food and beverage revenue also declined - from 89.0% to 82.6% during the same period. While departmental expenses have fallen at the subject property, the hotel's operating expenses have fluctuated somewhat; these expenses accounted for 34.1% of total revenue in year-to-date 1995, and 31.6% in year-to-date 1996.

As a result of a decline in overall expenses and an increase in revenue over the past two years, the subject property's net income has soared. In terms of net revenue, the subject property's net revenue went up from $550,000 in year-to-date 1995 to $1,173,000 in year-to-date 1996, or, in terms of percentage of revenue, from 17.3% in year-to-date 1995 to 28.5% in year-to-date 1996.

We have evaluated each revenue and expense category and have compared the subject property's historical operating results with those of similar lodging facilities. We note that the property's fixed expenses are low when compared to such costs at comparable hotels. Also, in 1996, the expenses for most categories were lower, due to the high occupancy level, which resulted in the variable cost being lower for many of the expenses. Overall, we believe that the subject property's management has exercised good control over the hotel's operating performance.

Forecast of Income and Expense

The forecast of income and expense is intended to reflect the appraiser's subjective estimate of how a typical buyer would project the subject property's future operating results. Depending on the dynamics of the local market, a typical buyer's projection may be adjusted upward or downward. We have attempted to consider these factors in formulating this forecast.

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HVS International uses a fixed-and-variable component model to project a lodging facility's revenue and expense levels. This model is based on the premise that hotel revenues and expenses have one component that is fixed, and another that varies directly with occupancy and facility usage. A projection can be made by taking a known level of revenue or expense and calculating its fixed and variable components. The fixed component is then held constant, while the variable component is adjusted for the percent change between the projected occupancy and facility usage and that which produced the known level of revenue or expense.

Base-Year Statement of Income and Expense

Based on our review of the operating histories of the subject property and comparable hotels, we have derived a base-year statement of income and expense expressed in 1996 dollars. The units of comparison include a percentage of departmental and total revenue, amounts per available room, and amounts per occupied room. The income and expense ratios reflect an occupancy level of 68.1%. The base-year profit and loss statement will be used to determine the relationship between the fixed and variable components.

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Table 10-3 Base-Year Statement of Income and Expense  ($+,000)
--------------------------------------------------------------------------------

Calendar Year:                                           1995
                         -------------------------------------------------------
Number of Rooms:                       260
Occupancy:                           68.1%    Percent of Amount per   Amount per
Average Rate:                       $58.54      Total     Available    Occupied
Occupied Rooms:                     64,663     Revenue      Room         Room
--------------------------------------------------------------------------------
Revenue:
 Rooms                              $3,785       76.2%     $14,559     $58.54
 Food                                  776       15.6        2,984      12.00
 Beverage                              178        3.6          684       2.75
 Telephone                             189        3.8          728       2.93
 Other Income                           38        0.8          146       0.59
Total Revenue                        4,966      100.0       19,101      76.80
--------------------------------------------------------------------------------
Expenses:
 Rooms*                              1,026       27.1        3,945      15.86
 Food & Beverage*                      758       79.4        2,914      11.71
 Telephone*                             98       52.0          378       1.52
 Other Income*                          15       40.1           58       0.23
 Administrative & General              584       11.8        2,245       9.02
 Management Fee                        149        3.0          573       2.30
 Marketing                             239        4.8          921       3.70
 Franchise Fees                        189        3.8          728       2.93
 Property Oper. & Maint.               251        5.1          967       3.89
 Energy                                270        5.4        1,038       4.17
 Property Taxes                        212        4.3          815       3.28
 Insurance                             160        3.2          615       2.47
 Reserve for Replacement               199        4.0          764       3.07
 Total Expenses                      4,150       83.6       15,961      64.18
--------------------------------------------------------------------------------
Net Income                            $817       16.4%      $3,141     $12.63
================================================================================

      * Departmental expense ratios are expressed as a percentage of departmental revenues.

--------------------------------------------------------------------------------

Inflation Assumptions

The base revenue and expense amounts are inflated to reflect current dollars for each projection year. Line items can be affected by different factors.

We must establish a general rate of inflation that will be applied to most revenue and expense categories. The following table shows inflation estimates made by economists at some noted institutions and corporations.

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Table 10-4 Inflation Estimates
--------------------------------------------------------------------------------

                                                               Projected Increase in Consumer Price Index
                                                               (Annualized Rate Versus 12 Months Earlier)
                                                               ------------------------------------------
                                                                    November                  May
Source                                                               of 1996                of 1997
---------------------------------------------------------------------------------------------------------
Maureen Allyn, Scudder Stevens Clark                                   3.1%                   2.3%
Wayne Angell, Bear Stearns                                             3.0                    3.2
Richard Berner, Mellon Bank                                            2.9                    2.8
David Berson, Fannie Mae                                               2.9                    2.8
David Blitzer, S&P                                                     3.0                    2.7
Paul Boltz, T. Rowe Price                                              3.2                    3.5
David Bostian, Herzog, Heine, Geduld                                   2.9                    2.5
Philip Braverman, DKB Securities                                       3.0                    2.8
William Brown, J.P. Morgan                                             3.3                    3.2
Rosanne Cahn, CS First Boston                                          3.1                    2.6
James Coons, Huntington National Bank                                  3.2                    3.0
Michael Cosgrove, The Econoclast                                       3.2                    3.3
Dewey Daane, Vanderbilt University                                     3.4                    3.6
Robert Dederick, Northern Trust                                        3.1                    3.4
W.Dudley, Goldman Sachs                                                3.4                    3.2
Michael Englund, MMS Intl                                              3.2                    3.3
Michael Evans, Evans Group                                             3.0                    3.0
Gail Fosler, Conference Board                                          3.5                    3.6
Maury Harris, Paine Webber, Inc.                                       2.8                    2.8
Tracy Herrick, Jefferies & Co.                                         3.2                    3.6
Stuart Hoffman, PNC Bank                                               3.1                    2.8
William Hummer, Wayne Hummer                                           2.9                    3.0
Edward Hyman, ISI Group                                                2.8                    2.1
Saul Hymans, University of Michigan                                    2.7                    1.7
Mieczyslaw Karczmar, Deutsche Bank                                     2.8                    3.2
Kurt Karl, WEFA Group                                                  2.6                    2.3
Irwin Kellner, Chase Manhattan Bank                                    2.6                    2.3
D. Laufenberg, American Express Financial Advisors                     3.2                    3.4
Michelle Laughlin, Sanwa Securities                                    3.0                    3.2
Carol Leisenring, CoreStates Financial                                 2.7                    2.5
Richard Lemmon, General Motors                                         3.0                    3.0
Mickey Levy, NationsBank Capital Markets                               2.6                    2.4
David Littmann, Comerica                                               3.1                    3.0
John Lonski, Moody's Investors Service                                 3.3                    3.2
Paul McCulley, UBS Securities                                          3.0                    2.8
John McDevitt, 3M                                                      2.6                    2.5
Arnold Moskowitz, Moskowitz Capital                                    3.1                    3.5
John Mueller, LBMC, Inc.                                               3.2                    2.5
David Munro, High Frequency Econ                                       3.0                    2.5
Carl Palash, MCM MoneyWatch                                            3.0                    3.0
Nicholas Perna, Fleet Financial Group                                  3.3                    3.3
Elliott Platt, Donaldson Lufkin                                        2.8                    2.0
Maria F. Ramirez, MF Ramirez                                           3.0                    3.0
Donald Ratajczak, Georgia State University                             3.0                    3.3
David Resler, Nomura Securities International                          2.9                    2.6
Allan Reynolds, Hudson Institute                                       3.3                    3.6
Richard Rippe, Prudential Securities                                   3.1                    3.3
A. Gary Schilling, Schilling & Co.                                     3.0                    3.0
Allen Sinai, Lehman Brothers                                           3.2                    3.4
James Smith, University of North Carolina                              2.1                    1.9
Susan Sterne, Economic Analysis                                        2.5                    2.5
Donald Straszheim, Merrill Lynch                                       2.7                    2.3
Thomas Synott III, U.S. Trust Company                                  3.3                    3.4
John Williams, Bankers Trust                                           3.0                    3.1
Raymond Worseck, A.G. Edwards                                          3.6                    3.3
David Wyss, DRI/McGraw-Hill                                            3.0                    2.5
Edward Yardeni, Deutsche Morgan Grenfell                               2.2                    2.0
Mark Zandi, Regional Financial Associates                              3.0                    3.2
                                                                     -----                  -----
            Averages                                                   3.0%                   2.9%

                    Source: Wall Street Journal, July 1, 1996

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The preceding table shows inflation forecasts averaging 3.0% through November of 1996 and 2.9% through May of 1997. Most of the economists in the sample estimate inflation rates ranging from 2.5% to 3.4% for the 12-month period, although several anticipate levels of slightly greater than 3.4%. As a further check on these inflation projections, we have reviewed historical increases in the Consumer Price Index.

Because the value of real estate is predicated on cash flows over a relatively long period, inflation should be considered from a long-term perspective. Between 1986 and 1994, the national CPI increased at an average annual compounded rate of 3.8%. In consideration of these historical trends, the projections set forth above, and our assessment of probable property appreciation levels, we have selected an annual stabilized inflation rate of 3.5% throughout the projection period.

One of the exceptions to this general inflation assumption is the projected growth in average rate. As noted earlier, increases in the subject property's room rate are projected as follows.

================================================================================
Table 10-5 Projected Growth in Average Rate
--------------------------------------------------------------------------------

                                                    Increase From
                          Year                      Previous Year
                       ------------------------------------------

                          1997                          6.5%
                          1998                          5.5
                          1999                          3.5
                          2000                          3.5
                       Thereafter                       3.5

--------------------------------------------------------------------------------

Using these inflation assumptions, the base-year income and expense statement, which is expressed in 1996 dollars, is inflated to arrive at projections. Each revenue and expense category will be projected using the inflated base statement to determine the fixed-and-variable component relationships.

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Rooms Revenue

Rooms revenue is determined by two variables: occupancy and average rate. Earlier in this report, we estimated the subject property's occupancy and average rate as follows.

================================================================================
Table 10-6 Projected Occupancy and Average Rate
--------------------------------------------------------------------------------

                                                1997      1998    Stabilized
      ----------------------------------------------------------------------

      Forecast Occupancy Percentage              77.0%     73.0%     73.0%
      Forecast Average Rate                    $71.12    $74.81    $77.09

--------------------------------------------------------------------------------

Rooms revenue is calculated as follows.

================================================================================
Table 10-7 Forecast of Rooms Revenue
--------------------------------------------------------------------------------

                                                                Number of       Forecast
Calendar Years   Projected        Average         Number         Days in         Rooms
    Ending:      Occupancy       Room Rate       of Units        in Year        Revenue
----------------------------------------------------------------------------------------
     1997           77%      X    $71.12     X     260      X      365      =    $5,197
     1998           73       X     74.81     X     260      X      365      =     5,183
  Stabilized        73       X     77.09     X     260      X      365      =     5,341

--------------------------------------------------------------------------------

Food and Beverage Revenue

Food and beverage revenue is generated by a hotel's restaurants, lounges, coffee shops, snack bars, banquet rooms, and room service. In addition to providing a source of revenue, these outlets serve as an amenity that assists in the sale of guestrooms. With the exception of properties with active lounges or banquet facilities that draw local residents, in-house guests generally represent a substantial percentage of a hotel's food and beverage patrons.

The Uniform System of Accounts for Hotels/Eighth Revised Edition defines food revenue as, "revenue derived from the sale of food, including coffee, milk, tea and soft drinks. Food sales do not include meals charged on employees' (staff) checks." Beverage revenues are "derived from the sale of beverages." In addition to the revenue generated by the sale of food and beverages, hotels often produce other income that is related to this department, such as meeting room rentals, cover charges, service charges, and miscellaneous banquet revenue.

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Although food revenue varies directly with changes in occupancy, the small portion generated by banquet sales and outside capture is relatively fixed.

Food revenue was projected based on this relationship between the fixed and variable components. The following table shows the projected food revenue and several units of comparison that can be used to check the reasonableness of the forecast.

================================================================================
Table 10-8 Forecast of Food Revenue
--------------------------------------------------------------------------------

                                            1997         1998     Stabilized
      --------------------------------------------------------------------------
      Total Food Revenue (+,000)          $  912       $  906       $  938
      Percent of Total Revenue              13.9%        13.8%        13.9%
      Per Available Room                  $3,509       $3,486       $3,608
      Per Occupied Room                   $12.48       $13.08       $13.54

--------------------------------------------------------------------------------

Based on these units of comparison, the projected food revenue appears reasonable when compared with industry standards.

Beverage Revenue

Beverage revenue is generated by the sale of alcoholic beverages in a hotel's restaurants and banquet rooms and the sale of alcoholic and nonalcoholic beverages in the bars and lounges.

Based on an analysis of comparable lodging facilities, beverage revenue is estimated to average approximately 23% of food revenue. Thus, beverage revenue is projected by multiplying the projected food revenue by 23%. The following table illustrates the forecast of beverage revenue.

================================================================================
Table 10-9 Forecast of Beverage Revenue
--------------------------------------------------------------------------------

                                                  1997      1998    Stabilized
      -------------------------------------------------------------------------
      Total Beverage Revenue (+,000)              $209      $208      $215

--------------------------------------------------------------------------------

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Telephone Revenue

Telephone revenue is generated by hotel guests who charge local and long-distance calls to their rooms, and by individuals who use the property's public telephones. Prior to the de-regulation of the telephone industry in the early 1980s, hotels were limited to a 15% commission on long-distance calls, a mark-up that allowed few profits. De-regulation and the development of sophisticated call-accounting equipment have resulted in profitable telephone departments. State-of-the-art equipment is capable of least-cost routing, automatic price billing, and posting telephone charges to guest folios. Hotels can select among various long-distance services, and can also work with any one of a number of Alternative Operator Services (AOS). These systems route and price calls, and may provide additional services.

In recent years, the hospitality industry has experienced diverging trends with respect to telephone revenue. Prices per call have increased, in some cases dramatically, yielding departmental profits as high as 50% to 55%. However, the number of long-distance calls billed per occupied room has declined as a result of the extensive use of long-distance carrier services that can be accessed locally or through a toll-free number. When guests charge long-distance calls to their personal or business accounts in this manner, the hotel loses the revenue associated with long-distance tariffs and mark-ups, and only receives an access fee.

Most telephone revenue varies directly with changes in occupancy. However, there is a small fixed component consisting of public telephone revenue, which is primarily generated by individuals using the hotel's food, beverage, and meeting facilities. Using this fixed-and-variable relationship, the subject property's telephone revenue is projected as follows.

================================================================================
Table 10-10 Forecast of Telephone Revenue
--------------------------------------------------------------------------------

                                                1997       1998     Stabilized
      ----------------------------------------------------------------------- --
      Total Telephone Revenue (+,000)          $ 227      $ 223      $ 231
      Percent of Total Revenue                   3.4%       3.4%       3.4%
      Amount Per Available Room                $ 871      $ 859      $ 889
      Amount Per Occupied Room                 $3.11      $3.22      $3.33

--------------------------------------------------------------------------------

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Other Income

Other income is derived from sources other than guestrooms, food and beverages, and telephone services. Depending on the type of hotel and the facilities and amenities offered, other income may include the following items.

o Rentals - stores, office space, concession space, showcases, clubs, and storage.

o Commissions from auto rentals, photography, telegrams, and vending services.

o Concessions - revenue derived from charges for the privilege of operating departments that could be operated by the hotel. Gift shops, barber shops, and beauty salons are often operated as concessions.

o     Laundry, dry cleaning, and fax services.

o Cash discounts earned - discounts from creditors' accounts for payment within the discount period. This item does not include trade discounts, which are a deduction from the cost of goods sold.

o     Electronic games and pinball machines.

o     Forfeited advance deposits and guaranteed no-shows.

o Service charges - service charges that are added to a customer's account but are not paid to service personnel.

o     Interest income - interest from house accounts.

o     Salvage - revenue from the sale of old or obsolete items.

Other income is highly sensitive to changes in occupancy and slightly correlated to food and beverage volume. Using this fixed-and-variable relationship, the subject property's other income is projected as follows.

================================================================================
Table 10-11     Forecast of Other Income
--------------------------------------------------------------------------------

                                             1997       1998    Stabilized
      --------------------------------------------------------------------------
      Total Other Income (+,000)            $  41      $  42      $  43
      Percent of Total Revenue                0.6%       0.7%       0.7%
      Amount Per Available Room             $ 162      $ 165      $ 171
      Amount Per Occupied Room              $0.57      $0.62      $0.64

--------------------------------------------------------------------------------

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Rooms Expense

Rooms expense consists of items related to the sale and upkeep of guestrooms and public space. Salaries, wages, and employee benefits account for a substantial portion of this category. Although payroll varies somewhat with occupancy (because managers can schedule maids, bell personnel, and house cleaners to work when demand requires), much of a hotel's payroll is fixed. Front desk personnel, public area cleaners, the housekeeper, and other supervisors must be maintained at all times. As a result, salaries, wages, and employee benefits are only moderately sensitive to changes in occupancy.

Commissions represent remuneration to travel agents for booking rooms. Because these fees are based on a percentage of rooms revenue, they are highly dependent on occupancy and rate. Reservations is a similar expense that reflects the cost of a franchise reservation system that typically bills as a percentage of rooms revenue. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are only slightly affected by changes in volume. In light of these considerations, we project the subject property's rooms expense as follows.

================================================================================
Table 10-12 Forecast of Rooms Expense
--------------------------------------------------------------------------------

                                             1997        1998    Stabilized
     ---------------------------------------------------------------------------
      Total Rooms Expense (+,000)          $1,156      $1,170      $1,211
      Percent of Rooms Revenue               22.2%       22.6%       22.7%
      Amount per Available Room            $4,446      $4,499      $4,657
      Amount per Occupied Room             $15.82      $16.89      $17.48

--------------------------------------------------------------------------------

Food and Beverage Expense

Food and beverage expenses consist of items necessary for the operation of a hotel's food, beverage, and banquet facilities. Although food and beverage revenues are projected separately and occupy separate categories on a hotel's income and expense statement, the corresponding expenses are combined into a single category.

The costs associated with food and beverage sales and payroll are moderately to highly correlated to food and beverage revenues, and comprise a substantial portion of this category. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are very slightly dependent on volume. Although the other expense items are basically fixed, they

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represent a relatively insignificant factor. After considering the fixed and variable components, we forecast the subject property's food and beverage expense as follows.

================================================================================
Table 10-13 Forecast of Food and Beverage Expense
--------------------------------------------------------------------------------

                                                  1997        1998    Stabilized
      --------------------------------------------------------------------------
      Total F&B Expense (+,000)                $  847      $  860      $  890
      Percent of Food and Beverage Revenue       75.6%       77.2%       77.2%
      Amount per Available Room                $3,258      $3,308      $3,424
      Amount per Occupied Room                 $11.59      $12.41      $12.85

--------------------------------------------------------------------------------

Telephone Expense

Telephone expense consists of all costs associated with this department. In the case of small hotels with automated systems, the operation of telephones may be an additional responsibility of front desk personnel; however, most large properties employ full-time operators.

The bulk of the telephone expense consists of the cost of local and long-distance calls billed by the telephone companies that provide these services. Because most calls are made by in-house guests, these costs are moderately correlated to occupancy. Unless a particular hotel department incurs high expenses, use of telephone services by hotel employees is charged to this account. The remaining costs, which include salaries, wages, printing, and other expenses, are moderately fixed. The following table illustrates our forecast of telephone expense.

================================================================================
Table 10-14 Forecast of Telephone Expense
--------------------------------------------------------------------------------

                                                 1997      1998   Stabilized
      --------------------------------------------------------------------------
      Total Telephone Expense (+,000)           $ 110     $ 112     $ 116
      Percent of Telephone Revenue               48.6%     50.1%     50.1%
      Amount per Available Room                 $ 425     $ 430     $ 445
      Amount per Occupied Room                  $1.51     $1.62     $1.67

--------------------------------------------------------------------------------

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Other Income Expense

Other income expense consists of costs associated with other income, and is dependent on the nature of the revenue. For example, if a hotel leases its gift shop to an outside operator, the expenses are limited to items such as rental fees and commissions. If the property operates its own gift shop, both revenues and expenses will be higher, and the hotel is responsible for the cost of goods sold, payroll, and so forth. Using a fixed-and-variable forecasting model, we project the subject property's other income expense as follows.

================================================================================
Table 10-15 Forecast of Other Income Expense
--------------------------------------------------------------------------------

                                                   1997     1998  Stabilized
      --------------------------------------------------------------------------
      Total Other Income Expense (+,000)          $  17    $  17    $  18
      Percent of Other Income Revenue              39.4%    39.7%    39.9%
      Amount per Available Room                   $  64    $  66    $  67
      Amount per Occupied Room                    $0.23    $0.25    $0.26

--------------------------------------------------------------------------------

Administrative and General Expense

Administrative and general expense includes the salaries and wages of all administrative personnel who are not directly associated with a particular department. Expense items related to the management and operation of the property are also allocated to this category.

Most administrative and general expenses are relatively fixed. The exceptions are cash overages and shortages; commissions on credit card charges; provision for doubtful accounts, which are moderately affected by the number of transactions or total revenue; and salaries, wages, and benefits, which are very slightly influenced by volume.

In recent years, several new items have been added to the administrative and general expense category. Human resources includes the cost of recruiting, relocating, and training personnel. Security consists of the cost of contract security for the property and related expenses.

The general insurance category includes premiums for liability, fidelity, life, theft coverage, and business interruption insurance. Fire and extended-coverage insurance on the building and contents is a separate insurance expense category. Liability insurance covers third-party actions involving bodily injury and personal property, and is typically based on rooms receipts, meeting and banquet income, and food and beverage revenue. Factors that

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may have an impact on a hotel's liability expense include the size of the meeting, banquet, and restaurant facilities; the ratio between the amount of alcohol served and total food and beverage sales; the presence of a dance floor; a high-rise structure; a swimming pool; life safety support systems; and the guest transportation services provided by the hotel. The following table illustrates our forecast of administrative and general expense.

================================================================================
Table 10-16 Forecast of Administrative and General Expense
--------------------------------------------------------------------------------

                                                  1997        1998   Stabilized
-------------------------------------------------------------------------------
Total Administrative & General Expense (+,000)  $  670      $  684      $  707
Percentage of Total Revenue                       10.2%       10.4%       10.5%
Amount per Available Room                       $2,577      $2,631      $2,719
Amount per Occupied Room                        $ 9.17      $ 9.88      $10.21

--------------------------------------------------------------------------------

Management Fee

Management expense consists of the basic fee paid to the type of company that is anticipated to operate the subject property. Some companies provide management services alone, while others also provide a brand name affiliation. When a management company has no brand identification, the property owner often acquires a franchise that provides the necessary image and recognition. Although most hotel management companies employ a fee schedule that includes a basic fee (usually a percentage of total revenue) and an incentive fee (usually a percentage of defined profit), the incentive portion is often subordinated to debt service and does not appear in a forecast of net income before debt service. Basic hotel management fees are almost always based on a percentage of total revenue, which means they have no fixed component.

Although the incentive fee does not decrease the cash flow available for debt service, it does reduce the potential cash flow to equity, and must be accounted for in the valuation process. Generally, the most appropriate procedure for handling the impact of the incentive fee on the equity component is to use the projected net income before debt service and incentive fee, but adjust the equity dividend or yield rate upward to reflect this added management cost. The adjusted equity dividend and yield rates will be described later in this section.

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The subject property is operated by Remington Hotel Company. A management contract, which was signed in October, 1994, stipulates a 15-year term, with an extension clause allowing two successive five-year periods. Based on historical levels, we have projected a management fee of 3.0% of total revenue for the subject property. Based on our review of the current market for management contracts, we are of the opinion that this fee is consistent with prevailing market terms. Applying this management fee structure to the projection of total revenue yields the following forecast of the subject property's management fee.

================================================================================
Table 10-17 Forecast of Management Fee
--------------------------------------------------------------------------------

                                                    1997     1998   Stabilized
      --------------------------------------------------------------------------
      Management Fee Expense (+,000)                $198     $197     $203

--------------------------------------------------------------------------------

Marketing Expense

Marketing expense consists of all costs associated with advertising, sales, and promotion; these activities are intended to attract and retain customers. Marketing can be used to create an image, develop customer awareness, and stimulate patronage of a property's various facilities.

The marketing category is unique in that all expense items, with the exception of fees and commissions, are totally controlled by management. Most hotel operators establish an annual marketing budget that sets forth all planned expenditures. If the budget is followed, total marketing expenses can be projected accurately.

Marketing expenditures are unusual because although there is a lag period before results are realized, the benefits are often extended over a long period. Depending on the type and scope of the advertising and promotion program implemented, the lag time can be as short as a few weeks or as long as several years. However, the favorable results of an effective marketing campaign tend to linger, and a property often enjoys the benefits of concentrated sales efforts for many months.

Marketing expense can be divided into five categories: sales, reservations, advertising and merchandising, other marketing activities, and fees and commissions. Together, these categories include all marketing efforts made by hotel personnel and outside parties. Marketing expenses are fixed, with

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the exception of reservations, fees, and commissions, which are calculated as a percentage of rooms revenue.

Based on the location of the subject property, the local market for transient accommodations, the competitive environment, and the hotel's anticipated market segmentation, we have developed the following marketing forecast using a fixed-and-variable component model.

================================================================================
Table 10-18 Forecast of Marketing Expense
--------------------------------------------------------------------------------

                                             1997        1998    Stabilized
      --------------------------------------------------------------------------
      Total Marketing Expense (+,000)      $  275      $  281      $  290
      Percentage of Total Revenue             4.2%        4.3%        4.3%
      Amount per Available Room            $1,057      $1,080      $1,116
      Amount per Occupied Room             $ 3.76      $ 4.05      $ 4.19

--------------------------------------------------------------------------------

Franchise Fee

Franchise expense represents the fees paid to Holiday Inn Franchising Inc. for the use of the company's name, trade marks, and service marks. The current franchise agreement, which expires in January of 2005, stipulates a franchise (royalty) fee of 5.0% of gross rooms revenue. The following table illustrates the projection of the subject property's franchise fee.

================================================================================
Table 10-19 Forecast of Franchise Fee
--------------------------------------------------------------------------------

                                                    1997     1998   Stabilized
      --------------------------------------------------------------------------
      Franchise Fee Expense (+,000)                 $260     $259     $267

--------------------------------------------------------------------------------

Property Operations and Maintenance

Property operations and maintenance expense is another expense category that is largely controlled by management. Except for repairs that are necessary to keep the facility open and prevent damage (e.g., plumbing, heating, and electrical items), most maintenance can be deferred for varying lengths of time.

Maintenance is an accumulating expense. If management elects to postpone performing a required repair, they have not eliminated or saved the expenditure; they have only deferred payment until a later date. A lodging facility

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that operates with a lower-than-normal maintenance budget is likely to accumulate a considerable amount of deferred maintenance.

The age of a lodging facility has a strong influence on the required level of maintenance. A new or thoroughly renovated property is protected for several years by modern equipment and manufacturers' warranties. However, as a hostelry grows older, maintenance expenses escalate. A well-organized preventive maintenance system often helps delay deterioration, but most facilities face higher property operations and maintenance costs each year, regardless of the occupancy trend. The quality of initial construction can also have a direct impact on future maintenance requirements. The use of high-quality building materials and construction methods generally reduces the need for maintenance expenditures over the long term.

Property operations and maintenance is considered an operating expense; as such, it includes only those components that can be expensed, rather than capitalized, under Internal Revenue Service regulations. For example, if a table leg is broken, the repair of that leg is considered an expense and is chargeable to property operations and maintenance. If the table is replaced, it becomes a capital expenditure and does not appear under the property operations and maintenance category. Appraisers account for capital replacement of items such as furniture and equipment in the reserve for replacement account, which is discussed later in this section. Property operations and maintenance costs are relatively fixed, and are projected as follows.

================================================================================
Table 10-20 Forecast of Property Operations and Maintenance Expense
--------------------------------------------------------------------------------

                                                   1997        1998   Stabilized
--------------------------------------------------------------------------------
Total Property Oper. & Maint. Expense (+,000)    $  289      $  295     $  305
Percentage of Total Revenue                         4.4%        4.5%       4.5%
Amount per Available Room                        $1,110      $1,134     $1,172
Amount per Occupied Room                         $ 3.95      $ 4.26     $ 4.40

--------------------------------------------------------------------------------

Energy Expense

The energy consumption of a lodging facility takes several forms, including water and space heating, air conditioning, lighting, cooking fuel, and other miscellaneous power requirements. The most common sources of hotel energy are electricity, natural gas, fuel oil, and steam. This category also includes the cost of water service.

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Total energy cost depends on the source and quantity of fuel used. Electricity tends to be the most expensive source, followed by oil and gas. Although all hotels consume a sizable amount of electricity, many properties supplement their energy requirements with less expensive sources, such as gas and oil, for heating and cooking.

A large portion of a hostelry's energy consumption is relatively fixed. Restaurants, kitchens, public areas, and corridors must be continually lighted and climate-controlled, regardless of occupancy. The energy cost of an additional occupied room (i.e., a few hours of light, television, heat, or air conditioning) is minimal. The following table presents our forecast of the subject property's energy expense.

================================================================================
Table 10-21 Forecast of Energy Expense
--------------------------------------------------------------------------------

                                             1997        1998    Stabilized
      --------------------------------------------------------------------------
      Total Energy Expense (+,000)         $  296      $  305      $  315
      Percentage of Total Revenue             4.5%        4.6%        4.7%
      Amount per Available Room            $1,138      $1,173      $1,213
      Amount per Occupied Room             $ 4.05      $ 4.40      $ 4.55

--------------------------------------------------------------------------------

Property Taxes

The estimate of property taxes was detailed in a previous section of this report. The following table summarizes these projections.

================================================================================
Table 10-22 Forecast of Property Taxes
--------------------------------------------------------------------------------

                                                    1997     1998   Stabilized
      --------------------------------------------------------------------------
      Forecast of Property Taxes (+,000)            $221     $225     $230

--------------------------------------------------------------------------------

Insurance Expense

The insurance expense category consists of the cost of insuring the hotel and its contents against damage or destruction by fire, weather, sprinkler leakage, boiler explosion, plate glass breakage, and so forth. It does not include liability coverage, which is a component of administrative and general expense.

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Insurance rates are based on many factors, including building design and construction, fire detection and extinguishing equipment, fire district, distance from the firehouse, and the area's fire experience. Insurance expenses do not vary with occupancy.

Based on historical levels, we project the subject property's insurance expense at approximately $615 per available room in 1997 - the first projection period. In subsequent years, this amount is assumed to increase in tandem with inflation. The following table outlines our projection of insurance expense.

================================================================================
Table 10-23 Forecast of Insurance Expense
--------------------------------------------------------------------------------

                                                      1997    1998  Stabilized
      --------------------------------------------------------------------------
      Forecast of Insurance Expense (+,000)           $171    $177    $184

--------------------------------------------------------------------------------

Reserve for Replacement

Furniture, fixtures, and equipment are essential to the operation of a lodging facility, and their quality often influences a property's class. This category includes all non-real estate items that are capitalized, rather than expensed. The furniture, fixtures, and equipment of a hotel are exposed to heavy use and must be replaced at regular intervals. The useful life of these items is determined by their quality, durability, and the amount of guest traffic and use.

Periodic replacement of furniture, fixtures, and equipment is essential to maintain the quality, image, and income-producing potential of a lodging facility. Because capitalized expenditures are not included in the operating statement but nevertheless affect an owner's cash flow, an appraisal should reflect these expenses in the form of an appropriate reserve for replacement.

Our industry experience indicates that a reserve for replacement of 3% to 5% of total revenue is generally sufficient to provide for the timely replacement of furniture, fixtures, and equipment. Because the reserve for replacement is based on a percentage of total revenue, it has no fixed component.

Based on an analysis of comparable lodging facilities, we believe that a reserve for replacement of 4% of total revenue is sufficient to provide for the periodic replacement of the subject property's furniture, fixtures, and equipment. This amount is consistent with the reserve account contributions

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currently made by the hotel. The following table summarizes the projected reserve for replacement.

================================================================================
Table 10-24 Forecast of Reserve for Replacement
--------------------------------------------------------------------------------

                                                        1997   1998 Stabilized
      --------------------------------------------------------------------------
      Reserve for Replacement Expense (+,000)           $263   $263   $271

--------------------------------------------------------------------------------

Summary of Projections

Based on the preceding analysis, we have formulated a forecast of income and expense. The table on the following page presents a detailed forecast through the stabilized year, including amounts per available room (PAR) and per occupied room (POR). For the purpose of comparison, this table also presents the subject property's most recent full year of operating history. The second table illustrates our ten-year forecast of income and expense in less detail. The forecasts pertain to calendar operating years beginning 1997, and are expressed in inflated dollars for each year.

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Table 10-25 Detailed Forecast of Income and Expense through the Stabilized Year and Most Recent Operating History: Holiday Inn Select, Los Angeles, California
--------------------------------------------------------------------------------

                                 Historical Operating Results
                             ------------------------------------
Calendar Years:                1995                                   1997
Number of Rooms:                260                                    260
Occupancy:                    68.1%                                  77.0%
Average Rate:                $58.54                                 $71.12
Days Open:                      365                                    365
Occupied Rooms:              64,663    % Gross     PAR      POR     73,073    % Gross     PAR       POR
--------------------------------------------------------------------------------------------------------
REVENUE
 Rooms                       $3,785      76.7%   $14,559   $58.54   $5,197      79.0%   $19,988   $71.12
 Food                           742      15.0      2,854    11.48      912      13.8      3,508    12.48
 Beverage                       146       3.0        560     2.25      209       3.2        804     2.86
 Telephone                      190       3.9        731     2.94      227       3.4        873     3.11
 Other Income                    74       1.5        286     1.15       42       0.6        162     0.57
  Total Revenues              4,938     100.1     18,991    76.36    6,587     100.0     25,335    90.14
--------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
 Rooms                        1,026      27.1      3,945    15.86    1,156      22.2      4,446    15.82
 Food & Beverage                758      85.3      2,914    11.71      847      75.6      3,258    11.59
 Telephone                       98      51.7        378     1.52      110      48.5        423     1.51
 Other Income                    51      68.9        197     0.79       17      40.5         65     0.23
  Total Dept. Expenses        1,933      39.1      7,434    29.89    2,130      32.3      8,192    29.15
--------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME           3,005      61.0     11,557    46.47    4,457      67.7     17,142    60.99
--------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
 Administrative & General       604      12.2      2,321     9.33      670      10.2      2,577     9.17
 Management Fee                 148       3.0        571     2.30      198       3.0        762     2.71
 Marketing                      249       5.1        959     3.86      275       4.2      1,058     3.76
 Franchise Fees                 195       4.0        750     3.02      260       3.9      1,000     3.56
 Property Oper. & Maint.        251       5.1        967     3.89      289       4.4      1,112     3.95
 Energy                         270       5.5      1,038     4.17      296       4.5      1,138     4.05
  Total Operating Expenses    1,718      34.9      6,607    26.56    1,988      30.2      7,646    27.21
--------------------------------------------------------------------------------------------------------
HOUSE PROFIT                  1,287      26.1      4,951    19.91    2,469      37.5      9,496    33.79
--------------------------------------------------------------------------------------------------------

FIXED EXPENSES
 Property Taxes                 212       4.3        816     3.28      221       3.4        850     3.02
 Insurance                      304       6.1      1,168     4.70      171       2.6        658     2.34
 Reserve for Replacement                             0.0     0.00      263       4.0      1,012     3.60
  Total                         516      10.4      1,984     7.98      655      10.0      2,519     8.96
--------------------------------------------------------------------------------------------------------
NET INCOME                     $771      15.7%    $2,967   $11.93   $1,814      27.5%    $6,977   $24.82
========================================================================================================

Food/Rooms                    19.6%                                  17.5%
Beverage/Food                 19.6%                                  22.9%
Telephone/Rooms                5.0%                                   4.4%
Other Income/Rooms             2.0%                                   0.8%


Calendar Years:                1998                             Stabilized
Number of Rooms:                260                                    260
Occupancy:                    73.0%                                  73.0%
Average Rate:                $74.81                                 $77.09
Days Open:                      365                                    365
Occupied Rooms:              69,277    % Gross     PAR       POR    69,277    % Gross
-------------------------------------------------------------------------------------
REVENUE
 Rooms                       $5,183      78.9%   $19,935   $74.82   $5,341      78.8%
 Food                           906      13.8      3,485    13.08      938      13.9
 Beverage                       208       3.2        800     3.00      215       3.2
 Telephone                      223       3.4        858     3.22      231       3.4
 Other Income                    43       0.7        165     0.62       44       0.7
  Total Revenues              6,563     100.0     25,242    94.74    6,769     100.0
-------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
 Rooms                        1,170      22.6      4,500    16.89    1,211      22.7
 Food & Beverage                860      77.2      3,308    12.41      890      77.2
 Telephone                      112      50.2        431     1.62      116      50.2
 Other Income                    17      39.5         65     0.25       18      40.9
  Total Dept. Expenses        2,159      32.9      8,304    31.16    2,235      33.0
-------------------------------------------------------------------------------------
DEPARTMENTAL INCOME           4,404      67.1     16,938    63.57    4,534      67.0
-------------------------------------------------------------------------------------

OPERATING EXPENSES
 Administrative & General       684      10.4      2,631     9.87      707      10.4
 Management Fee                 197       3.0        758     2.84      203       3.0
 Marketing                      281       4.3      1,081     4.06      290       4.3
 Franchise Fees                 259       3.9        996     3.74      267       3.9
 Property Oper. & Maint.        295       4.5      1,135     4.26      305       4.5
 Energy                         305       4.6      1,173     4.40      315       4.7
  Total Operating Expenses    2,021      30.7      7,773    29.17    2,087      30.8
-------------------------------------------------------------------------------------
HOUSE PROFIT                  2,383      36.4      9,165    34.40    2,447      36.2
-------------------------------------------------------------------------------------

FIXED EXPENSES
 Property Taxes                 225       3.4        867     3.25      230       3.4
 Insurance                      177       2.7        681     2.55      184       2.7
 Reserve for Replacement        263       4.0      1,012     3.80      271       4.0
  Total                         665      10.1      2,559     9.61      685      10.1
-------------------------------------------------------------------------------------
NET INCOME                   $1,718      26.3%    $6,606   $24.79   $1,762      26.1
=====================================================================================

Food/Rooms                    17.5%                                  17.6%
Beverage/Food                 23.0%                                  22.9%
Telephone/Rooms                4.3%                                   4.3%
Other Income/Rooms             0.8%                                   0.8%

* Departmental expense ratios are expressed as a percentage of departmental revenues.

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Table 10-26 Ten-Year Forecast of Income and Expense:  Holiday Inn Select, Los
            Angeles, California
--------------------------------------------------------------------------------

Calendar Years Ending:          1997              1998              1999              2000              2001
                              ---------------   ---------------   ---------------   ---------------   -------- ------

Number of Rooms:                 260               260               260               260               260
Occupied Rooms:               73,073            69,277            69,277            69,277            69,277
Occupancy:                     77.0%     % of    73.0%     % of    73.0%     % of    73.0%     % of    73.0%     % of
Average Rate:                 $71.12    Gross   $74.81    Gross   $77.09    Gross   $79.79    Gross   $82.58    Gross
---------------------------   ---------------   ---------------   ---------------   ---------------   -------- ------
REVENUE
   Rooms                      $5,197    79.0%   $5,183    78.9%   $5,341    78.8%   $5,527    78.8%   $5,721    78.8%
   Food                          912    13.8       906    13.8       938    13.9       971    13.9     1,005    13.9
   Beverage                      209     3.2       208     3.2       215     3.2       223     3.2       230     3.2
   Telephone                     227     3.4       223     3.4       231     3.4       239     3.4       248     3.4
   Other Income                   42     0.6        43     0.7        44     0.7        46     0.7        48     0.7
      Total                    6,587   100.0     6,563   100.0     6,769   100.0     7,006   100.0     7,252   100.0
---------------------------   ---------------   ---------------   ---------------   ---------------   -------- ------
DEPARTMENTAL EXPENSES *
   Rooms                       1,156    22.2     1,170    22.6     1,211    22.7     1,253    22.7     1,297    22.7
   Food & Beverage               847    75.6       860    77.2       890    77.2       922    77.2       954    77.2
   Telephone                     110    48.5       112    50.2       116    50.2       120    50.2       124    50.0
   Other Income                   17    40.5        17    39.5        18    40.9        18    39.1        19    39.6
      Total                    2,130    32.3     2,159    32.9     2,235    33.0     2,313    33.0     2,394    33.0
---------------------------   ---------------   ---------------   ---------------   ---------------   -------- ------
DEPARTMENTAL INCOME            4,457    67.7     4,404    67.1     4,534    67.0     4,693    67.0     4,858    67.0
---------------------------   ---------------   ---------------   ---------------   ---------------   -------- ------
OPERATING EXPENSES
   Administrative & General      670    10.2       684    10.4       707    10.4       732    10.4       758    10.5
   Management Fee                198     3.0       197     3.0       203     3.0       210     3.0       218     3.0
   Marketing                     275     4.2       281     4.3       290     4.3       300     4.3       311     4.3
   Franchise Fees                260     3.9       259     3.9       267     3.9       276     3.9       286     3.9
   Property Oper. & Maint.       289     4.4       295     4.5       305     4.5       315     4.5       326     4.5
   Energy                        296     4.5       305     4.6       315     4.7       327     4.7       338     4.7
      Total                    1,988    30.2     2,021    30.7     2,087    30.8     2,160    30.8     2,237    30.9
---------------------------   ---------------   ---------------   ---------------   ---------------   -------- ------
HOUSE PROFIT                   2,469    37.5     2,383    36.4     2,447    36.2     2,533    36.2     2,621    36.1
---------------------------   ---------------   ---------------   ---------------   ---------------   -------- ------
FIXED EXPENSES
   Property Taxes                221     3.4       225     3.4       230     3.4       235     3.3       239     3.3
   Insurance                     171     2.6       177     2.7       184     2.7       190     2.7       197     2.7
   Reserve for Replacement       263     4.0       263     4.0       271     4.0       280     4.0       290     4.0
      Total                      655    10.0       665    10.1       685    10.1       705    10.0       726    10.0
---------------------------   ---------------   ---------------   ---------------   ---------------   -------- ------
NET INCOME                    $1,814    27.5%   $1,718    26.3%   $1,762    26.1%   $1,828    26.2%   $1,895    26.1%
===========================   ===============   ===============   ===============   ===============   ======== ======


Calendar Years Ending:          2002              2003              2004              2005              2006
                              ---------------   ---------------   ---------------   ---------------   -------- ------

Number of Rooms:                 260               260               260               260               260
Occupied Rooms:               69,277            69,277            69,277            69,277            69,277
Occupancy:                     73.0%     % of    73.0%     % of    73.0%     % of    73.0%     % of    73.0%     % of
Average Rate:                 $85.47    Gross   $88.46    Gross   $91.56    Gross   $94.76    Gross   $98.08    Gross
---------------------------   ---------------   ---------------   ---------------   ---------------   -------- ------
REVENUE
   Rooms                      $5,921    78.8%   $6,128    78.8%   $6,343    78.8%   $6,565    78.8%   $6,795    78.8%
   Food                        1,040    13.9     1,077    13.9     1,114    13.9     1,153    13.9     1,194    13.9
   Beverage                      238     3.2       247     3.2       255     3.2       264     3.2       274     3.2
   Telephone                     256     3.4       265     3.4       275     3.4       284     3.4       294     3.4
   Other Income                   49     0.7        51     0.7        53     0.7        55     0.7        56     0.7
      Total                    7,504   100.0     7,768   100.0     8,040   100.0     8,321   100.0     8,613   100.0
---------------------------   ---------------   ---------------   ---------------   ---------------   -------- ------
DEPARTMENTAL EXPENSES *
   Rooms                       1,342    22.7     1,389    22.7     1,438    22.7     1,488    22.7     1,540    22.7
   Food & Beverage               987    77.2     1,022    77.2     1,057    77.2     1,094    77.2     1,133    77.2
   Telephone                     128    50.0       133    50.2       138    50.2       142    50.0       147    50.0
   Other Income                   20    40.8        20    39.2        21    39.6        22    40.0        22    39.3
      Total                    2,477    33.0     2,564    33.0     2,654    33.0     2,746    33.0     2,842    33.0
---------------------------   ---------------   ---------------   ---------------   ---------------   -------- ------
DEPARTMENTAL INCOME            5,027    67.0     5,204    67.0     5,386    67.0     5,575    67.0     5,771    67.0
---------------------------   ---------------   ---------------   ---------------   ---------------   -------- ------
OPERATING EXPENSES
   Administrative & General      784    10.4       812    10.5       840    10.4       870    10.5       900    10.4
   Management Fee                225     3.0       233     3.0       241     3.0       250     3.0       258     3.0
   Marketing                     322     4.3       333     4.3       345     4.3       357     4.3       369     4.3
   Franchise Fees                296     3.9       306     3.9       317     3.9       328     3.9       340     3.9
   Property Oper. & Maint>       338     4.5       350     4.5       362     4.5       375     4.5       388     4.5
   Energy                        350     4.7       362     4.7       375     4.7       388     4.7       401     4.7
      Total                    2,315    30.8     2,396    30.9     2,480    30.8     2,568    30.9     2,656    30.8
---------------------------   ---------------   ---------------   ---------------   ---------------   -------- ------
HOUSE PROFIT                   2,712    36.2     2,808    36.1     2,906    36.2     3,007    36.1     3,115    36.2
---------------------------   ---------------   ---------------   ---------------   ---------------   -------- ------
FIXED EXPENSES
   Property Taxes                244     3.3       249     3.2       254     3.2       259     3.1       264     3.1
   Insurance                     203     2.7       211     2.7       218     2.7       226     2.7       233     2.7
   Reserve for Replacement       300     4.0       311     4.0       322     4.0       333     4.0       345     4.0
      Total                      747    10.0       771     9.9       794     9.9       818     9.8       842     9.8
===========================   ===============   ===============   ===============   ===============   ======== ======
NET INCOME                    $1,965    26.2%   $2,037    26.2%   $2,112    26.3%   $2,189    26.3%   $2,273    26.4%
===========================   ===============   ===============   ===============   ===============   ======== ======

* Departmental expense ratios are expressed as a percentage of departmental revenues.

--------------------------------------------------------------------------------

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The conversion of a property's projected net income into an estimate of value is based on the premise that investors typically purchase real estate with a small amount of equity cash (25% to 40%) and a large amount of mortgage financing (60% to 75%). The amounts and terms of available mortgage financing and the rates of return that are required to attract sufficient equity capital form the basis for allocating the net income between the mortgage and equity components and deriving a value estimate.

Mortgage Component

Data for the mortgage component may be developed from statistics of actual hotel mortgages made by long-term lenders. The American Council of Life Insurance, which represents 20 large life insurance companies, publishes quarterly information pertaining to the hotel mortgages issued by its member companies. The following table summarizes the average mortgage interest rates of the hotel loans made by these lenders. In addition, the A corporate bond yield (as reported by Moody's Bond Record) is shown for the purpose of comparison.

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================================================================================
Table 10-27 Average Mortgage Interest Rates and Average A Corporate Bond Yields
--------------------------------------------------------------------------------

                                       Average      Average A Corporate
                 Year               Interest Rate        Bond Yield
           -------------------------------------------------------------

           1st Quarter 1996             7.79%               7.37%
           4th Quarter 1995             8.44                7.28
           3rd Quarter 1995             8.61                7.67
           2nd Quarter 1995             9.25                7.87
           1st Quarter 1995             9.14                8.50
           3rd Quarter 1994             9.64                8.48
           2nd Quarter 1994             9.38                8.28
           4th Quarter 1993             9.38                7.80
           3rd Quarter 1993             8.41                7.28
           2nd Quarter 1993            10.53                9.65
           4th Quarter 1992             9.43                8.48
           3rd Quarter 1992             9.99                8.38
           2nd Quarter 1992             9.47                8.79
           1st Quarter 1992            10.02                8.81
           4th Quarter 1991            10.49                8.97
           3rd Quarter 1991            10.03                9.29
           2nd Quarter 1991            10.75                9.45
           3rd Quarter 1990            10.47                9.89
           2nd Quarter 1990            10.58                9.83
           4th Quarter 1989             9.96                9.42
           3rd Quarter 1989             9.55                9.46
           2nd Quarter 1989            10.54                9.93
           1st Quarter 1989            10.39               10.16
           4th Quarter 1988            10.07               10.03
           3rd Quarter 1988            10.66               10.51
           2nd Quarter 1988            10.09               10.33
           4th Quarter 1987            10.41               10.45
           3rd Quarter 1987            10.00                9.95
           2nd Quarter 1987             9.81                9.46
           1st Quarter 1987             9.43                9.19
           4th Quarter 1986             9.44                9.55
           3rd Quarter 1986             9.56                9.71
           2nd Quarter 1986             9.80                9.91
           1st Quarter 1986            10.99               10.62

        Sources: American Council of Life Insurance; Moody's Bond Record

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Because of the six- to nine-month lag time in reporting and publishing hotel mortgage statistics, it is necessary to update this information to reflect current lending practices. Research by HVS International indicates that there is a close mathematical relationship between the average interest rate of a hotel mortgage and the concurrent yield on an average A corporate bond. Through a regression analysis, this relationship is expressed as follows.

                            Y = 2.76078 + 0.782280 X

      Where:   Y   =    Estimated Hotel/Motel Mortgage Interest Rate
               X   =    Current Average A Corporate Bond Yield
                        (Coefficient of correlation is 96.4%)

The yield on A corporate bonds for the third quarter of 1996, as reported by Moody's Bond Record, was 7.91%. Using a factor of 7.91% in the equation presented above produces an estimated hotel/motel interest rate of 8.95%.

In addition to the mortgage interest rate estimate derived from this regression analysis, HVS International constantly monitors the terms of hotel mortgage loans made by our institutional lending clients. In the past year, we have noted an increase in the availability of debt financing, and many lenders have returned to the market. The current level of lending activity represents a significant increase from the restricted environment of the early 1990s. Nonetheless, the market for hotel mortgage loans remains somewhat tight, particularly when compared to the conditions that prevailed in the mid-to late 1980s. In the current lending climate, strong hotel projects that are structured on an economic basis can secure mortgage financing at interest rates ranging from 8% to 11%, depending on the property, location, affiliation, and operator.

In the 1980s, when hotel mortgages were widely available, loan-to-value ratios typically ranged from 75% to 80%. Amortization schedules were generally based on 30 years, although the term of the loan was more likely to be seven to ten years. The few loans that were underwritten in the early 1990s were based on far more stringent parameters: loan-to-value ratios declined to a range of 50% to 65%, and amortization periods of 20 to 25 years were most common.

With the recent reemergence of hotel financing, loan-to-value requirements and amortization schedules have loosened somewhat. At present, we find

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that lenders who are active in the market are using loan-to-value ratios of 65% to 75%, and amortization periods of 25 to 30 years. The exact terms offered depend on specific factors such as the property's location, the age and quality of the physical facility, local hostelry market conditions, and (perhaps more significantly) the profile of the borrower. The strongest projects typically command the highest loan-to-value ratios.

Based on the preceding analysis of the current lodging industry mortgage market and adjustments for specific factors such as the property's location and conditions in the local hotel market, it is our opinion that a 9.5% interest, 20-year amortization mortgage with a 0.104844 constant is appropriate for the subject property. We believe that a mortgage lender will lend up to 70% of the hotel's market value as determined by this appraisal.

Equity Component

The remaining capital required for a hotel investment generally comes from the equity investor. The rate of return that an equity investor expects over a ten-year holding period is known as the equity yield. Unlike the equity dividend, which is a short-term rate of return, the equity yield specifically considers a long-term holding period (generally ten years), annual inflation-adjusted cash flows, property appreciation, mortgage amortization, and proceeds from a sale at the end of the holding period.

It is difficult to quantify the rate of return required by equity investors who are seeking to purchase hotel properties. To establish an appropriate equity yield rate, HVS International uses two sources of data: past appraisals, and investor interviews.

Past Appraisals - During the past 12 months, HVS International has appraised more than 400 hotels, including properties located in most major national markets. Each appraisal used a similar mortgage-equity approach in which income is projected and then discounted to a current value at rates reflecting the cost of debt and equity capital. In the case of hotels that were sold subsequent to our valuations, we are able to determine an appropriate equity yield rate by excluding incentive management fees from the projection of income and expense, inserting the projection into a valuation model, and adjusting the appraised value to reflect the actual sales price by modifying the return assumptions. The following table shows a representative sample of hotels that were sold shortly after we appraised them, along with the imputed equity return based on our valuation approach.

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Table 10-28 Sample of Hotels Sold
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                                                         No. of    Date of                   Overall  Total Property   Equity
Hotel                            City and State          Rooms      Sale      Sales Price      Rate       Yield        Yield
-----------------------------------------------------------------------------------------------------------------------------
Ritz-Carlton                     Phoenix, AZ               281      2/94     $ 23,000,000      11.0%       14.6%        21.7%
Marriott Marina                  Fort Lauderdale, FL       580      2/94       40,000,000      12.2        16.4         26.7
Holiday Inn                      Edison, NJ                274      3/94       11,803,000       7.8        17.0         26.3
Crescent Hotel                   Phoenix, AZ               342      3/94       26,000,000       6.5         7.2          2.2
Checkers Hotel Kempinski         Los Angeles, CA           173      4/94       12,750,000       3.0        18.3         27.0
Best Western Fireside Inn        Cambria, CA                46      4/94        3,377,000      11.7        15.8         24.3
Phoenician Resort                Phoenix, AZ               580      4/94      224,000,000       6.6         9.3          8.9
Newark-Fremont Hilton            Newark, CA                300      5/94        8,950,000       8.8        14.9         20.7
Radisson Inn                     Orlando, FL               299      5/94       11,150,000      12.9        18.0         28.2
Westin Kauai                     Lihue, Kauai, HI          840      6/94       97,400,000      (1.9)        8.1          7.2
Residence Inn                    Binghamton, NY             72      6/94        6,325,000      10.8        13.9         21.9
Hotel Millenium                  New York, NY              561      6/94       75,000,000       9.5        14.1         23.0
Best Western Otay Valley         Chula Vista, CA           120      7/94        2,350,000      13.2        21.1         31.8
Hampton Inn                      Islandia, NY              121      7/94        6,572,000      12.6        16.6         28.2
Hampton Inn                      Willow Grove, PA          150      7/94       10,220,000      11.0        14.3         23.0
Hampton Inn                      West Palm Beach, FL       136      7/94        4,220,000      10.8        10.8         14.3
Hampton Inn                      Naples, FL                107      7/94        5,700,000      11.4        11.5         24.9
Hampton Inn                      Albany, NY                126      7/94        9,204,000       9.3        11.5         15.8
Marriott Hotel                   South Bend, IN            299      7/94       11,500,000      10.5        13.2         18.9
Marriott SFO                     Burlingame, CA            684      8/94       61,700,000      10.2        13.2         19.0
Westfields Conference Center     Chantilly, VA             340      8/94       46,000,000      12.3        15.9         25.3
Radisson Mark Resort             Vail, CO                  349      9/94       25,200,000       8.9        15.8         24.1
Marriott East Side               New York, NY              664     10/94       55,000,000       8.5         9.7         11.1
Marriott Resort                  Vail, CO                  349     10/94       25,200,000      14.2        18.9         30.5
Marriott Quorum                  Addison, TX               547     10/94       29,815,000      13.5        18.2         31.8
Sheraton Hotel                   Hasbrouck Heights, NJ     338     11/94       10,450,000      18.3        21.1         30.7
Sheraton Inn                     Napa, CA                  191     12/94        9,968,000       8.9        13.7         19.8
Marriott Fisherman's Wharf       San Francisco, CA         255     12/94       27,755,000      10.8        13.4         19.4
Marriott Hotel                   Portland, OR              503     12/94       45,000,000      12.9        17.4         30.0
Radisson Inn                     Springfield, MO           199     12/94        5,800,000       8.2        10.1         11.3
Williamsburg Hilton              Williamsburg, VA          291     12/94       15,000,000      15.4        19.0         32.0
Marriott Tech Center             Denver, CO                625     12/94       36,000,000      13.7        16.4         27.1
Holiday Inn Sunspree             Singer Island, FL         222     12/94       11,900,000       8.6        10.6         12.4
The Plaza                        New York, NY              805      6/95      325,000,000       7.0        11.0         14.0
Fullerton Suites                 Fullerton, CA              96      5/95        5,000,000      12.9        18.7         28.5
Residence Inn                    Baton Rouge, LA            80      6/95        6,518,000      12.7        14.8         21.2
Residence Inn                    Overland Park, KS         112      6/95        8,500,000       8.9        14.7         20.8
Residence Inn                    Des Moines, IA            112      6/95        7,660,000       9.8        14.1         19.6
Residence Inn                    Hunt Valley, MD            96      6/95        6,580,000      12.3        13.6         18.3
Residence Inn                    Kansas City, MO           112      6/95        6,560,000      10.4        13.2         19.8
Residence Inn                    Lincoln, NE               120      6/95        7,100,000      10.0        13.7         18.5
Embassy Suites                   Schaurmburg, IL           209     12/95       17,800,000      10.0        13.5         18.9
Marriott Hotel                   Andover, MA               293     12/95       24,000,000       9.7        13.5         19.2
Doubletree Suites                Valley Forge, PA          229     12/95       28,500,000      10.7        14.2         15.5
Marriott Hotel                   Tysons Corner, VA         390     12/95       41,100,000      10.7        13.1         18.0
Marriott Hotel                   Warner Center, CA         461     12/95       57,900,000       6.2        11.6         14.2
Hilton at the Club               Pleasanton, CA            294     12/95       22,000,000      10.5        13.4         17.0

                           Source: HVS International

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Investor Interviews - HVS International is in constant contact with numerous institutional and individual hotel investors. This source of equity funds has definite return requirements that can be expressed as an equity yield rate based on a ten-year projection of net income before incentive management fees but after debt service. Based on our surveys and investor interviews, the following table illustrates the range of equity yields generally required by individual and institutional investors.

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Table 10-29 Equity Yield Requirements
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                  Source                          Equity Yield Requirement
                  ------                          ------------------------

                  Individual                              20% - 24%
                  Institution                             18% - 22%

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Based on the assumed 70% loan-to-value ratio, the risk inherent in achieving the projected income stream, and the age, condition, and anticipated market position of the subject property, it is our opinion that an equity investor is likely to require an equity yield rate of 21% before payment of incentive management fees. This estimate is well supported by the equity yield requirements presented previously.

Terminal Capitalization Rate

Inherent in this valuation process is the assumption of a sale at the end of the ten-year holding period. The estimated reversionary sales price as of that date is calculated by capitalizing the projected 11th-year net income by an overall terminal capitalization rate. A percentage for the seller's brokerage and legal fees is deducted from this sales price, and the net proceeds to the equity interest (also known as the equity residual) are calculated by deducting the outstanding mortgage balance from the reversion.

To estimate a property's reversionary value, the appraiser must select a terminal capitalization rate and an allocation for brokerage and legal fees. The terminal capitalization rate is an overall rate that is applied to one stabilized year, and thus, it inherently incorporates the cost of debt and equity capital. The terminal capitalization rate can be derived through a mortgage and equity band of investment technique which calculates the weighted average cost of the capital used in a hotel investment. Combining the mortgage financing terms derived previously (namely, a 70% loan-to-value ratio and a

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0.104844 debt service constant) with a cash-on-cash equity dividend rate of 12% produces the following overall capitalization rate.

                               Percent of            Rate of           Weighted
                                 Value               Return            Average
                               ----------            -------           --------
Mortgage                          70          x      0.10484     =      7.33905
Equity                            30          x      0.12000     =      3.60000
                                                                       --------
   Overall Capitalization Rate                                         10.93905

Because this overall rate will be used to capitalize net income ten years from the date of value, an upward adjustment is appropriate to reflect the uncertainty inherent in this extended period. For the purpose of this valuation, we will use a terminal capitalization rate of 11%.

As previously discussed, a sale of the property triggers a reassessment of the hotel. In order to recognize the impact of the change in the assessment which would result from the assumed sale at the end of the tenth year, we have added the tax rate to the calculated terminal cap rate. The resulting "loaded" tax rate will be applied to the 11th-year net income before property taxes.

As a point of reference, the terminal capitalization rate can be compared to the going-in rate implied by the subject property's estimated value. The going-in rate reflects the capitalization rate that would be applicable if the hotel were operating at a stabilized level as of the date of value. This rate is calculated by dividing the stabilized net income (expressed in current dollars as of the date of value) by the value indicated by the income capitalization approach. Generally, the terminal capitalization rate is approximately 100 to 200 basis points above the going-in rate.

Summary of Valuation Variables

The following table summarizes the valuation variables that have been used to estimate the subject property's value via the income capitalization approach.

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Table 10-30 Summary of Valuation Variables
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Annual Net Income                                 NI      See Ten-Year Forecast
Loan-to-Value Ratio                               M                70.0%
Interest Rate                                     i                 9.5%
Debt Service Constant                             f            0.104844
Equity Yield                                      Ye               21.0%
Brokerage and Legal Fees                          b                 3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years                fp           0.155277
Terminal Capitalization Rate                      Rr               12.4%

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Valuation of the Mortgage and Equity Components

The valuation of the mortgage and equity components is accomplished through use of an algebraic equation that calculates the exact amount of debt and equity that the hotel will be able to support based on the anticipated cash flow (derived from the forecast of income and expense) and the specific return requirements demanded by the mortgage lender (interest) and the equity investor (equity yield). The equation and the calculations associated with this simultaneous valuation formula are set forth in the Addenda to this report.

Using the variables summarized above, we estimate the value of the subject property via the income capitalization approach to be $15,448,000.

Proof of Value

The value is proven by calculating the yields to the mortgage and equity components during the projection period. If the mortgagee achieves a 9.5% yield and the equity yield is 21%, then $15,448,000 is the correct value by the income capitalization approach. Using the assumed financial structure set forth in the previous calculations, market value can be allocated between the debt and equity as follows.

            Mortgage Component (70%)      $ 10,814,000
            Equity Component   (30%)         4,634,000
                                          ------------
              Total                       $ 15,448,000

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The annual debt service is calculated by multiplying the mortgage component by the mortgage constant.

                 Mortgage Component                $10,814,000
                 Mortgage Constant                    0.104844
                                                   -----------
                      Annual Debt Service           $1,133,779

The cash flow to equity is calculated by deducting the debt service from the projected net income before debt service.

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Table 10-31 Forecast of Net Income to Equity
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                     Net Income
                     Available for           Total Annual            Net Income
     Year            Debt Service            Debt Service            to Equity
--------------------------------------------------------------------------------

     1997             $1,814,000       -      $1,134,000      =       $680,000
     1998              1,718,000       -       1,134,000      =        584,000
     1999              1,762,000       -       1,134,000      =        628,000
     2000              1,828,000       -       1,134,000      =        694,000
     2001              1,895,000       -       1,134,000      =        761,000
     2002              1,965,000       -       1,134,000      =        831,000
     2003              2,037,000       -       1,134,000      =        903,000
     2004              2,112,000       -       1,134,000      =        978,000
     2005              2,189,000       -       1,134,000      =      1,055,000
     2006              2,273,000       -       1,134,000      =      1,139,000

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The equity residual at the end of the tenth year is calculated as follows.

      Reversionary Value      ($2,546,000   / 0.124)          $20,607,000
      Less:  Brokerage and Legal Fees                             618,000
          Mortgage Balance                                      9,048,000
                                                              -----------
              Net Sale Proceeds to Equity                     $10,941,000

The overall property yield (before debt service), the yield to the lender, and the yield to the equity position have been calculated by computer with the following results.

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Table 10-32 Overall Property Yields
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                                                   Projected Yield
                                              (Internal Rate of Return)
           Position                Value     Over 10-Year Holding Period
           -------------------------------------------------------------

           Total Property      $15,448,000          13.8%
           Mortgage             10,814,000           9.4
           Equity                4,634,000          21.0

           Note: Whereas the mortgage constant and value are calculated on the basis of monthly mortgage payments, the mortgage yield in this proof assumes single annual payments. As a result, the proof's derived yield may be slightly less than that actually input.

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The following tables demonstrate that the property receives its anticipated yields, proving that the $15,448,000 value is correct, based on the assumptions used in this approach.

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Table 10-33 Total Property Yield
--------------------------------------------------------------------------------

               Net Income Before           Present Worth of $1      Discounted
Year              Debt Service                Factor @ 13.8%        Cash Flow
--------------------------------------------------------------------------------

1997              $ 1,814,000        x          0.878510     =    $ 1,594,000
1998                1,718,000        x          0.771779     =      1,326,000
1999                1,762,000        x          0.678016     =      1,195,000
2000                1,828,000        x          0.595643     =      1,089,000
2001                1,895,000        x          0.523278     =        992,000
2002                1,965,000        x          0.459705     =        903,000
2003                2,037,000        x          0.403855     =        823,000
2004                2,112,000        x          0.354791     =        749,000
2005                2,189,000        x          0.311687     =        682,000
2006               22,262,000*       x          0.273820     =      6,096,000
                                                                   ----------
                                           Total Property Value   $15,449,000

    *10th year net income of  $2,273,000 plus sales proceeds of   $19,989,000

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Table 10-34 Mortgage Component Yield
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                 Total Annual           Present Worth of $1           Discounted
Year             Debt Service              Factor @ 9.4%              Cash Flow
--------------------------------------------------------------------------------

1997              $1,134,000      x          0.913796           =    $ 1,036,000
1998               1,134,000      x          0.835024           =        947,000
1999               1,134,000      x          0.763041           =        865,000
2000               1,134,000      x          0.697264           =        791,000
2001               1,134,000      x          0.637158           =        723,000
2002               1,134,000      x          0.582232           =        660,000
2003               1,134,000      x          0.532042           =        603,000
2004               1,134,000      x          0.486178           =        551,000
2005               1,134,000      x          0.444267           =        504,000
2006              10,181,000*     x          0.405970           =      4,133,000
                                                                      ----------
                                  Value of Mortgage Component        $10,813,000

      *10th year debt service of  $1,134,000
            plus outstanding mortgage balance of                     $ 9,048,000

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Table 10-35 Equity Component Yield
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                Net Income           Present Worth of $1            Discounted
      Year       to Equity             Factor @ 21.0%                Cash Flow
--------------------------------------------------------------------------------

      1997       $680,000      x          0.826473           =    $   562,000
      1998        584,000      x          0.683058           =        399,000
      1999        628,000      x          0.564530           =        355,000
      2000        694,000      x          0.466569           =        324,000
      2001        761,000      x          0.385607           =        293,000
      2002        831,000      x          0.318694           =        265,000
      2003        903,000      x          0.263392           =        238,000
      2004        978,000      x          0.217686           =        213,000
      2005      1,055,000      x          0.179912           =        190,000
      2006     12,080,000*     x          0.148693           =      1,796,000
                                                                   ----------
                               Value of Equity Component          $ 4,635,000

  *10th year net income to equity of  $1,139,000
      plus sales proceeds of                                      $10,941,000

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Valuation Method Two: Discounted Cash Flow

The total property yield derived from the previous valuation method was 13.87%. After reviewing the total property yields indicated by recent hotel sales, it is our opinion that a 14% discount factor would be appropriate for the Holiday Inn Select. The following table illustrates the discounted cash flow analysis using a 14.0% discount factor.

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Table 10-36 Discounted Cash Flow Analysis
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                                        Discount
                               Net        Factor     Discounted
            Calendar Year    Income      @ 14.0%      Cash Flow
            ---------------------------------------------------

                1997     $ 1,814,000     0.87719    $ 1,591,228
                1998       1,718,000     0.76947      1,321,945
                1999       1,762,000     0.67497      1,189,300
                2000       1,828,000     0.59208      1,082,323
                2001       1,895,000     0.51937        984,204
                2002       1,965,000     0.45559        895,228
                2003       2,037,000     0.39964        814,061
                2004       2,112,000     0.35056        740,381
                2005       2,189,000     0.30751        673,135
                2006      22,261,830 *   0.26974      6,004,991

                         Estimated Market Value:    $15,296,795
                                          (Say:)    $15,300,000

                               Reversion Analysis

                 11th Year's Net Income            $2,546,000
                 Capitalization Rate                     12.4%

                 Total Sales Proceeds             $20,607,042
                 Less:  Broker & Legal @ 3.0%         618,211
                                                  -----------
                     Net Sales Proceeds           $19,988,830

    * 10th year net income of $2,273,000 plus sales proceeds of $19,988,830

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Conclusion

Based on our extensive experience in the hotel industry and comprehensive support provided by literature published by the Appraisal Institute, it is our opinion that the valuation procedure embodied by Method One most closely reflects the investment rationale of typical hotel buyers. As stated in the textbook entitled, Hotels and Motels: A Guide to Market Analysis, Investment Analysis and Valuations,(1) Method Two (which discounts the projected net income and reversion using an overall discount rate, or total property yield) "does not consider the impact of mortgage debt, leverage and the specific equity demands of typical hotel investors. . . . This technique is simple but less reliable because the derivation of the discount rate has little support." In light of this consideration, we have relied on the $15,448,000 value conclusion indicated by Method One.

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

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11.   Sales Comparison Approach

The sales comparison approach is based on the assumption that an informed purchaser will pay no more for a property than the cost to acquire an existing property with equal utility. This approach estimates market value by considering the sales prices indicated by recent transactions involving properties that are similar to the property being appraised. Dissimilarities are resolved with appropriate adjustments; these differences may pertain to the date of sale, the age of the property, location, construction, condition, layout, equipment, size, or external economic factors. The reliability of the sales comparison approach depends on three factors:

1.    the availability of timely, comparable sales data;

2. an understanding of the true terms of the sales and the motivation of the buyer and seller;

3. the degree of comparability, or the extent of the adjustments needed to reflect differences between the subject property and the comparable property.

In appraising lodging facilities, it is often difficult to find an adequate number of recent sales involving hotels that are truly comparable to the subject property. Consequently, it may be necessary to consider transactions involving properties in different market areas, and the required adjustments greatly diminish the reliability of the conclusions. Moreover, it is virtually impossible for an observer to determine the true motivations of the buyers and sellers involved in transactions. Hotel acquisition often represents a highly ego-driven process in which a number of external, non-market factors influence the purchase price. Unless the appraiser can quantify these influences, there is no way of knowing whether the purchase price paid actually reflects market value. A final consideration is the degree of similarity between the subject property and the comparable; in most cases, the differences are significant enough to require numerous subjective and unsubstantiated adjustments. Each adjustment represents a potential for error,

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and thus diminishes the reliability of this approach. As a result of these shortcomings, the use of the sales comparison approach in valuing hotels is primarily as a check against the value indicated by the income capitalization approach.

Hotel values declined in many areas of the country during the late 1980s and early 1990s, although a rebound began in 1994 and 1995. The downturn, which began in most markets in 1988, was largely attributable to lower operating incomes caused by an oversupply of new hotel rooms constructed during the mid-1980s. Overbuilding resulted in flat or declining average rates and occupancies, which caused revenues to fall. A number of other factors exacerbated the situation. The national recession caused a drop in demand in many markets during the early 1990s, and the Persian Gulf War created a virtual freeze on travel in the beginning of 1991, further limiting hotel demand. Operating costs continued to rise despite poor market conditions, resulting in a decline in the net operating income of hotels throughout the nation. Because operating costs have a large fixed component, many lodging facilities experienced precipitous drops in net income.

As bottom-line profits eroded, many hotels were unable to meet debt service, and hundreds of properties entered foreclosure or bankruptcy. Lenders and government agencies soon became hotel owners. Because most financial institutions were preoccupied with their distressed real estate, very little mortgage capital was available and the nation suffered from a well-publicized credit crunch. Most hotel transactions that occurred during the early 1990s were financed by the property owners, who, in most cases, were lenders.

In the early 1990s, the primary market participants were owner-operators with the expertise to turn around under-performing properties. Hotels were out of favor with passive investors as a result of the industry's poor operating performance and the uncertainty of future appreciation. The wide disparity in buyer and seller expectations also limited the number of transactions. Many sellers were unwilling to accept the fact that the market value of their hotel investments had declined below the cost of the project or the original investment. Moreover, many owners were faced with a significant tax burden upon sale, further reducing their willingness to settle for a price that was below the original acquisition cost.

As a result of these market forces, there was very little sales activity involving large, high-quality hotels. The primary difficulty was the lack of

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properties available for sale; owners who were not forced to sell opted to wait for prices to recover. The few hotels that did enter the market generally attracted 15 to 20 interested bidders, mostly consisting of owner-operators. As a result of the competition for these few assets, the prices of better-quality hotels began to escalate rapidly. In response, more sellers have been encouraged to place their products on the market.

An indicator of this market trend is the number of hotel sales that have occurred during the past few years. HVS International tracks major hotel transactions of more than $10,000,000 on an annual basis. In 1992, the number of major transactions was 67; a slightly lower level of 52 was registered in 1993. This total increased significantly (to 92) in 1994, and the 1995 total is estimated to have been 104.

In tandem with escalating prices, hotels are again being considered by traditional financing sources, which had virtually abandoned the hospitality industry by the early 1990s. Although many lenders are still approaching the market with a high degree of caution, it is now possible to obtain third-party financing for hotel transactions. The mortgage loans that are now being made are subject to fairly stringent requirements: loan-to-value ratios remain in the 65% to 75% range. The qualification of the borrower is also a crucial consideration for most lenders.

We believe that the upward trend in both pricing and sales activity will continue as financing becomes more available and additional buyers (particularly passive investors) enter the market. Consequently, it is important to consider the date of the transactions used in the sales comparison approach. When the comparable sales are not recent enough to provide an accurate picture of the current market, it may be necessary to make upward adjustments to the values indicated by the sales comparison and income capitalization approaches in recognition of the recent escalation.

Comparable Sales

Based on information provided by the Hospitality Market Data Exchange and compiled by the six offices of HVS International, the following transactions involved hotels that appear to have some degree of comparability to the subject property.

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Sale #1:

Property:                          Hilton Hotel
Location:                          Ontario, CA
Date of Sale:                      November, 1996
Sales Price:                       $18,500,000
Grantor:                           MS Vickers, LP
Grantee:                           HEI Hotels
Year Opened:                       1985
Number of Rooms:                   308
Price per Room:                    $63,065
Confirmed By:                      HEI Hotels
Terms of the sale:                 All-cash transaction

Sale #2:

Property:                          Doubletree Hotel
Location:                          Santa Rosa, CA
Date of Sale:                      October, 1996
Sales Price:                       $15,500,000
Grantor:                           Santa Rosco
Grantee:                           HEI Hotels
Year Opened:                       1985
Number of Rooms:                   245
Price per Room:                    $63,265
Confirmed By:                      HEI Hotels
Terms of the sale:                 All-cash transaction

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Sale #3:

Property:                          Del Mar Hilton
Location:                          Del Mar, CA
Date of Sale:                      March, 1996
Sales Price:                       $14,450,000
Grantor:                           Travelers Insurance Group
Grantee:                           Patriot American Hospitality, Inc.
Year Opened:                       1987
Number of Rooms:                   245
Price per Room:                    $58,978
Confirmed By:                      Patriot American Hospitality, Inc.

Sale #4:

Property:                          Radisson Plaza
Location:                          Irvine, CA
Date of Sale:                      February, 1996
Sales Price:                       $20,000,000
Grantor:                           N/A
Grantee:                           Equistar
Year Opened:                       N/A
Number of Rooms:                   289
Price per Room:                    $69,204

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Sale #5:

Property:                          Mondrian Hotel
Location:                          West Hollywood, California
Date of Sale:                      February, 1995
Sales Price:                       $17,400,000
Grantor:                           Crosslands FSB
Grantee:                           Morgan Hotel Group/Ian Schrager
Year Opened:                       N/A
Number of Rooms:                   234
Price per Room:                    $74,359
Confirmed By:                      Hotels Motels Brokers of America
Comments:                          Converted from apartments in 1985.

Sale #6:

Property:                          Holiday Inn Park Center Plaza
Location:                          San Jose, California
Date of Sale:                      November, 1995
Sales Price:                       14,400,000
Grantor:                           Holiday Inn Park Center Plaza,
                                   c/o Mayfair Packing Company
Grantee:                           America General Hospitality
Year Opened:                       N/A
Number of Rooms:                   235
Price per Room:                    $52,766

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In addition to considering the above recent transactions, we have also reviewed the sale of the subject property, which occurred in October of 1994. The details of this transaction are summarized as follows.

Subject Property:

Property:                          Holiday Inn Select
Location:                          1150 South Beverly Drive
                                   Beverly Hills, California
Date of Sale:                      October, 1994
Sales Price:                       $6,100,000
Grantor:                           Ramada Assured Income Associates, L.P.
Grantee:                           BH California Hotel Limited Partnership
Year Opened:                       1973
Number of Rooms:                   260
Price per Room:                    $23,462
Confirmed By:                      Ashford Financial Corporation

In analyzing the sale of the subject property, it is important to consider the terms and conditions pertaining to the transaction. According to information provided by Ashford Financial Corporation, the subject property was one of six Ramada Inns purchased as a package from an investment partnership sponsored by Lehman Brothers. The above-listed price represents an allocation of the total package price rather than a negotiated value for this single asset. The total package price was $20,250,000, and was paid in cas, using all equity financing. At the time of the transaction, the group of hotels was generating virtually no operating income, and all were in extremely poor condition. The previous owners were reportedly strongly motivated to sell due to the poor performance of the hotels. Based on our understanding of the circumstances of this transaction, we do not believe that this sale was reflective of market value.

The relevance of the previous transaction involving the subject property is also undermined by the materially change in market conditions which occurred between the date of this sale and the present date of value. Areawide occupancy and average rate have improved dramatically in the intervening months, and are forecast to continue this positive trend. As previously discussed, the market for hotel investments has also improved significantly, due to changes in lender and investor attitudes. Finally, the

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property itself has undergone a significant renovation, with a total of $3.2 million spend on upgrading the facilities and amenities. For these reasons, we are of the opinion that the October, 1994 sale involving the subject property is not a reliable indicator of the current value of the hotel.

Conclusion

Although the sales comparison approach may be useful in providing a value range and reflecting certain market characteristics, its applicability is limited by the numerous possible points of difference between the subject property and other hotels that have sold in recent years. These factors may include location, access, size, services and facilities offered, market conditions, chain affiliation, market orientation, management, rate structure, age, physical condition, date of sale, the highest and best use of the land, and the anticipated profitability of the operation. Circumstances surrounding a sale, such as financing terms, tax considerations, income guarantees, sales of partial interests, duress on the part of the buyer or seller, or a particular deal structure can also cause a disparity between the sales price and pure market value. Moreover, it is often difficult to determine the marketing periods that were necessary to consummate the transactions. It is extremely difficult to quantify the appropriate adjustment factors accurately because of their number and complexity, as well as the difficulty in obtaining specific, detailed information. Any attempt to manipulate the necessary adjustments is insupportable and purely speculative.

Because appraisers are expected to reflect the analytical processes and actions of typical buyers and sellers rather than to create a highly subjective valuation approach, the investment rationale of hotel owners is an essential consideration. As specialists in the valuation of hotels, we find that typical buyers purchase properties based on a thorough analysis of the anticipated economic benefits of property ownership, rather than on historical sales data.

In light of these factors, it is our opinion that the sales comparison approach is unsuitable for indicating a specific estimate of the subject property's market value; however, this approach may indicate a range of values that can be used to test the reasonableness of the value indicated by the income capitalization approach. Excluding the prior sale of the subject property, the sales prices range from approximately $52,800 to $74,400 per room, or $13,700,000 to $19,300,000 for the 260-unit subject property. The income capitalization approach indicates a value of $15,448,000, which falls within this range.

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12.   Cost Approach

The cost approach is founded on the principle of substitution, which implies that no prudent person will pay more for a property than the amount to acquire a site and construct a building of equal desirability and utility without undue delay. This approach estimates market value by first calculating the current cost of replacing the improvements. Appropriate deductions are made for depreciation resulting from physical deterioration, functional obsolescence, and external (economic) obsolescence, and the land value is added to the depreciated replacement cost to provide an estimate of market value. The cost approach employs the following steps.

1.    The current replacement or reproduction cost is estimated.

2. Land value is estimated using techniques such as allocation, extraction, or ground rent capitalization.

3. Accrued depreciation, which can be divided into physical deterioration, functional obsolescence, and external obsolescence, is estimated.

4. Total depreciation is deducted from the subject property's replacement cost, and the land value is added to arrive at an estimate of value via the cost approach.

When forming their purchase decisions regarding existing properties, market participants tend to consider the cost of developing a new hotel with optimal physical and functional utility. External conditions, such as the depressed market for real estate (and hotels in particular), can cause a property to be worth less than its replacement cost as new. The task of estimating the loss in value resulting from incurable functional and external obsolescence is highly subjective.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements age and begin to deteriorate, the loss in value resulting from physical obsolescence

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becomes increasingly difficult to quantify accurately. Loss in value attributable to functional obsolescence can be even more difficult to determine.

The subject property was constructed in 1973, and will be approximately 23 years old as of the date of this appraisal. The property is in moderate to good physical condition after undergoing a $3.2-million renovation in 1995. The depressed hotel market conditions that prevailed in the late 1980s and the early 1990s have also led to a degree of external obsolescence. In our opinion, it is impossible to identify and quantify the impact of these factors on the property's value with any accuracy, so we will estimate only the replacement cost of the subject property.

Replacement Cost

Replacement cost is the current construction cost of a building with the same utility as the subject property, but built with modern materials and according to current construction and design standards. For the purpose of estimating the replacement cost of the subject property, we have used a hotel development cost survey conducted by HVS International. This survey is published annually in a newsletter entitled, The Hotel Valuation Journal, and appeared in the May, 1995, issue of Lodging Hospitality. The survey presents the range of per-room costs associated with various components of hotel development, including the improvements, the furniture, fixtures, and equipment, pre-opening expenses, and operating capital. Statistics are compiled for three broad categories of hotels: luxury, standard, and economy. The results of this survey are presented in the following table.

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Table 12-1 Hotel Development Cost Survey  (Amounts per Room)
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               Improvements      Furniture & Equipment     Pre-Opening     Operating Capital          Total          Percent Change
------ ------------------------------------------------------------------ ----------------------------------------------------------
1976
  Luxury    $32,000 -  $55,000     $5,000 -  $10,000    $1,000 -  $2,000    $1,000 -  $1,500    $39,000 -  $68,500    --    -  --
  Standard   20,000 -   32,000      3,000 -    6,000       750 -   1,000       750 -   1,000     24,500 -   40,000    --    -  --
  Economy     8,000 -   15,000      2,000 -    4,000       500 -   1,000       500 -     750     11,000 -   20,750    --    -  --
1979
  Luxury     36,000 -   65,000      8,000 -   15,000     1,500 -   3,000     1,500 -   2,000     47,000 -   85,000     6.8  -   8.0
  Standard   25,000 -   36,000      5,000 -   10,000     1,000 -   2,000     1,000 -   1,500     32,000 -   49,500    10.2  -   7.9
  Economy    10,000 -   20,000      3,000 -    5,000       750 -   1,000       750 -   1,000     14,500 -   27,000    10.6  -  10.0
1981
  Luxury     45,000 -   80,000     10,000 -   20,000     2,000 -   3,500     2,000 -   2,500     59,000 -  106,000    12.8  -  12.4
  Standard   25,000 -   40,000      7,000 -   13,000     1,200 -   2,500     1,200 -   2,000     34,400 -   57,500     3.8  -   8.1
  Economy    13,000 -   25,000      4,000 -    7,000       700 -   1,200       900 -   1,200     18,600 -   34,400    14.1  -  13.7
1983
  Luxury     55,000 -  100,000     12,500 -   20,000     2,300 -   4,000     2,000 -   2,800     71,800 -  126,800    10.8  -   9.8
  Standard   35,000 -   50,000      9,000 -   15,000     1,400 -   3,000     1,300 -   2,200     46,700 -   70,200    17.9  -  11.0
  Economy    18,000 -   32,000      5,000 -    8,000       800 -   1,500       900 -   1,300     24,700 -   42,800    16.4  -  12.2
1985
  Luxury     60,000 -  115,000     13,400 -   30,000     3,000 -   5,000     2,100 -   3,100     78,500 -  153,100     4.7  -  10.4
  Standard   38,000 -   57,000      9,500 -   16,500     1,900 -   3,600     1,500 -   2,500     50,900 -   79,600     4.5  -   6.7
  Economy    20,000 -   36,000      5,000 -    8,800     1,000 -   1,700     1,000 -   1,500     27,000 -   48,000     4.7  -   6.1
1986
  Luxury     62,000 -  120,000     13,700 -   30,600     3,100 -   5,200     2,300 -   3,100     81,100 -  158,900     3.3  -   3.8
  Standard   39,000 -   60,000      9,700 -   16,800     2,000 -   3,800     1,500 -   2,600     52,200 -   83,200     2.6  -   4.5
  Economy    21,000 -   37,000      5,100 -    9,000     1,000 -   1,800     1,100 -   1,500     28,200 -   49,300     4.4  -   2.7
1987
  Luxury     63,000 -  122,000     13,800 -   30,900     3,300 -   5,500     2,300 -   3,200     82,400 -  161,600     1.6  -   1.7
  Standard   40,000 -   61,000      9,800 -   16,800     2,100 -   3,900     1,500 -   2,600     53,400 -   84,300     2.3  -   1.3
  Economy    21,000 -   39,000      5,200 -    9,100     1,100 -   1,800     1,100 -   1,500     28,400 -   51,400     0.7  -   4.3
1988
  Luxury     65,000 -  125,000     14,000 -   31,000     3,300 -   5,500     2,300 -   3,200     84,600 -  164,700     2.7  -   1.9
  Standard   41,000 -   63,000     10,000 -   17,100     2,100 -   3,900     1,500 -   2,600     54,600 -   86,600     2.2  -   2.7
  Economy    22,000 -   40,000      5,200 -    9,100     1,100 -   1,800     1,100 -   1,500     29,400 -   52,400     3.5  -   1.9
1989
  Luxury     66,000 -  126,000     15,000 -   32,000     3,300 -   5,500     2,300 -   3,200     86,600 -  166,700     2.4  -   1.2
  Standard   41,000 -   64,000     10,500 -   18,000     2,100 -   3,900     1,500 -   2,600     55,100 -   88,500     0.9  -   2.2
  Economy    22,000 -   40,000      5,500 -    9,700     1,100 -   1,800     1,100 -   1,500     29,700 -   53,000     1.0  -   1.1
1990
  Luxury     67,000 -  128,000     15,400 -   33,000     3,500 -   5,700     2,500 -   3,500     88,400 -  170,200     2.1  -   2.1
  Standard   42,000 -   65,000     10,800 -   18,500     2,200 -   4,000     1,600 -   2,800     56,600 -   90,300     2.7  -   2.0
  Economy    22,500 -   41,000      5,600 -   10,000     1,200 -   1,800     1,200 -   1,600     30,500 -   54,400     2.7  -   2.6
1991
  Luxury     65,000 -  122,000     14,500 -   31,500     3,700 -   5,900     2,600 -   3,600     85,800 -  163,000    (2.9) -  (4.2)
  Standard   40,000 -   63,000     10,000 -   17,800     2,300 -   4,200     1,700 -   2,900     54,000 -   87,900    (4.6) -  (2.7)
  Economy    21,000 -   39,000      5,000 -    9,500     1,300 -   2,000     1,300 -   1,700     28,600 -   52,200    (6.2) -  (4.0)
1992
  Luxury     64,000 -  120,000     14,200 -   30,900     3,800 -   6,100     2,700 -   3,700     84,700 -  160,700    (1.3) -  (1.4)
  Standard   39,000 -   62,000      9,800 -   17,400     2,300 -   4,400     1,800 -   3,000     52,900 -   86,800    (2.0) -  (1.3)
  Economy    21,000 -   38,000      4,900 -    9,300     1,400 -   2,100     1,300 -   1,800     28,600 -   51,200     0.0  -  (1.9)
1993
  Luxury     63,000 -  119,000     14,000 -   30,500     3,900 -   6,200     2,800 -   3,800     83,700 -  159,500    (1.2) -  (0.7)
  Standard   39,000 -   61,000      9,700 -   17,200     2,300 -   4,500     1,800 -   3,000     52,800 -   85,700    (0.2) -  (1.3)
  Economy    21,000 -   38,000      4,900 -    9,200     1,400 -   2,100     1,300 -   1,800     28,600 -   51,100     0.0  -  (0.2)
1994
  Luxury     64,000 -  121,000     14,300 -   31,100     3,900 -   6,200     2,800 -   3,800     85,000 -  162,100     1.6  -   1.6
  Standard   40,000 -   63,000     10,000 -   17,600     2,400 -   4,600     1,800 -   3,000     54,200 -   88,200     2.7  -   2.9
  Economy    22,000 -   40,000      5,100 -    9,500     1,500 -   2,200     1,300 -   1,800     29,900 -   53,500     4.5  -   4.7
1995
  Luxury     65,000 -  124,000     14,800 -   32,300     4,100 -   6,400     2,900 -   4,000     86,800 -  166,700     2.1  -   2.8
  Standard   41,000 -   65,000     10,400 -   18,300     2,500 -   4,800     1,900 -   3,100     55,800 -   91,200     3.0  -   3.4
  Economy    23,000 -   42,000      5,400 -    9,900     1,600 -   2,300     1,300 -   1,800     31,300 -   56,000     4.7  -   4.7

                    Average Annual Compounded Percent Change:

1976 - 1995: Luxury      4.3% -  4.8%      1986 - 1995: Luxury      0.8% -  0.5%
             Standard    4.4% -  4.4%                   Standard    0.7% -  1.0%
             Economy     5.7% -  5.4%                   Economy     1.2% -  1.4%

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As illustrated by the previous table, hotel development costs rose significantly during the late 1970s and the early 1980s; however, the rate of increase slowed substantially in 1987. In 1991, hotel development costs declined for the first time since 1976. Further drops of as much as 2.0% were registered in 1992. Between 1986 and 1990, average annual compounded increases ranged from 1.7% to 2.5%. Costs rose slowly - at average annual compounded rates ranging from 0.5% to 1.4% - between 1986 and 1995, largely as a result of the declines in 1991, 1992, and 1993. In 1995, hotel development costs started to escalate more rapidly, reaching 4.7% in the economy segment. As more hotels are developed, we expect costs to continue to rise.

Because the replacement cost tends to set the upper limit of a particular hotel's value, this figure is relevant to our analysis. We estimate the replacement cost of the subject property as follows, based on the development cost survey discussed earlier.

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Table 12-2 Subject Property's Replacement Cost
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                                 Cost             No. of
         Hotel Cost            per Room           Rooms     Total Cost
         -------------------------------------------------------------

         Building              $51,000             260     $13,260,000
         FF&E                   15,000             260       3,900,000
         Pre-Opening             3,500             260         910,000
         Operating Capital       2,500             260         650,000
         -------------------------------------------------------------
             Totals            $72,000                     $18,720,000

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Ground Lease Approach to Land Valuation

Land value may be estimated either by the sales comparison approach, using comparable land sales, or by the ground lease approach, which is based on the economic value generated by an improvement that represents the property's highest and best use. Because it is unusual to find recent sales of comparable vacant land that is slated for imminent hotel development, we have used the ground lease approach to determine the subject property's land value.

Hotels are often constructed on leased land, and although lease terms differ somewhat, the basis for the rental calculation is frequently tied to a percentage of revenue. By applying a typical ground lease rental formula to the subject property's stabilized revenues, the appraiser can determine the

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hotel's economic rent, or what is also known as the income attributable to the land. Land value is then calculated by dividing the economic rent by an appropriate capitalization rate.

The self-adjusting aspect of this approach is key to its reliability. Because the rental formula is tied to a percentage of revenue that inherently reflects both the locational attributes of the site (occupancy and rate) and the allowable density of development, the resulting economic ground rent justly represents the greatest net return to the land over a given period. Because the Holiday Inn Select appears to represent the highest and best use of the property, the ground lease approach is an appropriate method of determining land value.

We have researched long-term hotel ground leases in search of rental formulas that are based on a percentage of rooms revenue or on a combination of rooms, food, and beverage revenue. This analysis indicates that economic ground rents for hotels similar to the subject property typically range from 2.7% to 7.9% of rooms revenue. Although this range is quite broad, most of the formulas yield rental percentages of between 5.0% and 6.0% of rooms revenue.

After considering these comparable ground leases and the locational attributes of the subject property, we believe the appropriate economic ground rental percentage is 5.5% of stabilized rooms revenue. The subject property's stabilized rooms revenue has been deflated to reflect 1996 dollars. The following calculation shows the derivation of the subject property's economic ground rent.

      Stabilized Rooms Revenue (in 1996 dollars)      $ 4,987,748
      Rent Percentage                                       5.50%
                                                      -----------
         Economic Ground Rent                         $  274,326

Rent generated by a ground lease represents a fairly low-risk income flow. Because the tenant improvements typically amount to more than eight times the value of the land, the risk of default is low. When the ground lease terms are tied to rooms revenue, the landlord is also protected from the adverse effects of inflation. Based on these risk factors and the current cost of long-term capital, we estimate the appropriate ground rental overall capitalization rate at 10%. Applying this indicated capitalization rate to the subject property's economic ground rent yields the following estimate of land value.

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            Economic Ground Rent       $274,326     $2,743,261
          ------------------------  =  --------  =
               Capitalization            0.10

          Estimated Land Value (Say)                $2,700,000

A new hotel's land value typically ranges from 10% to 20% of the overall value. The estimate of land value presented above is approximately 17.3% of the subject property's total value as indicated by the income capitalization approach.

Replacement Cost

Combining the replacement cost of the property with the land value yields the subject property's total replacement cost.

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Table 12-3 Total Replacement Cost
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               Cost of the Improvements and FF&E     $18,720,000
               Land Value                              2,740,000
                                                     -----------

                   Total Replacement Cost            $21,460,000

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If a property's replacement cost is significantly higher than the values indicated by the income capitalization and sales comparison approaches, it may indicate that an upward adjustment of these values is appropriate. This would also reduce the probability of new hotel development, which is not likely to be feasible under those conditions. This case creates an effective barrier to entry for new competition, thereby reducing the risk associated with the subject property's income-generating potential. An upward adjustment of the value indicated by the income capitalization approach is also justified by this barrier to entry.

We find that knowledgeable hotel buyers generally base their purchase decisions on economic factors, such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, it is our opinion that the cost approach is inapplicable in estimating the market value of the Holiday Inn Select. However, we have estimated the subject property's replacement cost as new, which may set the upper limit of the hotel's value.

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13.   Reconciliation of Value Indications

The reconciliation, which is the last step in the appraisal process, involves summarizing and correlating the data and procedures employed throughout the analysis. The final conclusion of value is arrived at after reviewing the estimates indicated by the income capitalization, sales comparison, and cost approaches. The relative significance, applicability, and defensibility of each indicated value is considered, and the greatest weight is given to that approach deemed most appropriate for the property being appraised.

The purpose of this report is to estimate the market value of the fee simple interest in the subject property. Our appraisal involves a careful analysis of the property itself and the economic, demographic, political, physical, and environmental factors that influence real estate values. Based on the data set forth in this report, the following value indications were developed.

      Approach                                       Value Indication
      --------                                       ----------------

      Income Capitalization                             $15,448,000
      Sales Comparison                           $13,700,000 - $19,300,000
      Cost  (Replacement Cost)                          $21,460,000

Income Capitalization Approach

To estimate the subject property's value via the income capitalization approach, we analyzed the local market for transient accommodations, examined the competitive environment, projected occupancy and average rate levels, and developed a forecast of income and expense that reflects anticipated income trends and cost components through a stabilized year of operation. The subject property's projected net income before debt service was then allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component was calculated; the total of the mortgage and equity components equates to the value of the property.

HVS International, Mineola, New York         Statement of Assumptions and   157
                                             Limiting Conditions
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14.   Statement of Assumptions and Limiting Conditions

1.    This report is to be used in whole and not in part.

2. No responsibility is assumed for matters of a legal nature, nor do we render any opinion as to title, which is assumed to be marketable and free of any deed restrictions and easements. The property is valued as though free and clear unless otherwise stated.

3. We assume that there are no hidden or unapparent conditions of the sub-soil or structures, such as underground storage tanks, that would render the property more or less valuable. No responsibility is assumed for these conditions or for any engineering that may be required to discover them.

4. We have not considered the presence of potentially hazardous materials such as asbestos, urea formaldehyde foam insulation, PCBs, any form of toxic waste, polychlorinated biphengyls, pesticides, or lead-based paints. The appraisers are not qualified to detect hazardous substances, and we urge the client to retain an expert in this field if desired.

5. The Americans with Disabilities Act (ADA) became effective on January 26, 1992. We have conducted no specific compliance survey to determine whether the subject property is operating in accordance with the various detailed requirements of the ADA. It is possible that the property does not conform to the requirements of the act, and this could have an unfavorable effect on value. Because we have no direct evidence regarding this issue, our estimate of value does not consider possible non-compliance with the ADA.

HVS International, Mineola, New York         Statement of Assumptions and   158
                                             Limiting Conditions
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6. We have made no survey of the property, and we assume no responsibility in connection with such matters. Sketches, photographs, maps, and other exhibits are included to assist the reader in visualizing the property. It is assumed that the use of the land and improvements is within the boundaries of the property described, and that there is no encroachment or trespass unless noted.

7. All information, financial operating statements, estimates, and opinions obtained from parties not employed by HVS International are assumed to be true and correct. We can assume no liability resulting from misinformation.

8. Unless noted, we assume that there are no encroachments, zoning violations, or building violations encumbering the subject property.

9. The property is assumed to be in full compliance with all applicable federal, state, local, and private codes, laws, consents, licenses, and regulations (including a liquor license where appropriate), and that all licenses, permits, certificates, franchises, and so forth can be freely renewed or transferred to a purchaser.

10. All mortgages, liens, encumbrances, leases, and servitudes have been disregarded unless specified otherwise.

11. None of this material may be reproduced in any form without our written permission, and the report cannot be disseminated to the public through advertising, public relations, news, sales, or other media.

12. We are not required to testify or appear in court by reason of this analysis without previous arrangements, and only when our standard per diem fees and travel costs are paid prior to the appearance.

13. If the reader is making a fiduciary or individual investment decision and has any questions concerning the material presented in this report, it is recommended that the reader contact us.

14. We take no responsibility for any events or circumstances that take place subsequent to either the date of value or the date of our field inspection, whichever occurs first.

HVS International, Mineola, New York         Statement of Assumptions and   159
                                             Limiting Conditions
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15. The quality of a lodging facility's on-site management has a direct effect on a property's economic viability and value. The financial forecasts presented in this analysis assume responsible ownership and competent management. Any departure from this assumption may have a significant impact on the projected operating results and the value estimate.

16. The estimated operating results presented in this report are based on an evaluation of the overall economy, and neither take into account nor make provision for the effect of any sharp rise or decline in local or national economic conditions. To the extent that wages and other operating expenses may advance during the economic life of the property, we expect that the prices of rooms, food, beverages, and services will be adjusted to at least offset those advances. We do not warrant that the estimates will be attained, but they have been prepared on the basis of information obtained during the course of this study and are intended to reflect the expectations of a typical hotel buyer.

17. This analysis assumes continuation of all Internal Revenue Service tax code provisions as stated or interpreted on either the date of value or the date of our field inspection, whichever occurs first.

18. Many of the figures presented in this report were generated using sophisticated computer models that make calculations based on numbers carried out to three or more decimal places. In the interest of simplicity, most numbers have been rounded to the nearest tenth of a percent. Thus, these figures may be subject to small rounding errors.

19. It is agreed that our liability to the client is limited to the amount of the fee paid as liquidated damages. Our responsibility is limited to the client, and use of this report by third parties shall be solely at the risk of the client and/or third parties. The use of this report is also subject to the terms and conditions set forth in our engagement letter with the client.

20. Appraising hotels is both a science and an art. Although this analysis employs various mathematical calculations to provide value indications, the final estimate is subjective and may be influenced by our experience and other factors not specifically set forth in this report.

HVS International, Mineola, New York         Statement of Assumptions and   160
                                             Limiting Conditions
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21. Any distribution of the total value between the land and improvements or between partial ownership interests applies only under the stated use. Moreover, separate allocations between components are not valid if this report is used in conjunction with any other analysis.

22. This study was prepared by Hospitality Valuation Services, a division of Hotel Consulting Services, Inc. All opinions, recommendations, and conclusions expressed during the course of this assignment are rendered by the staff of Hotel Consulting Services, Inc. as employees, rather than as individuals.

HVS International, Mineola, New York                         Certification   161
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15.   Certification

We, the undersigned appraisers, hereby certify:

1. that the statements and opinions presented in this report, subject to the limiting conditions set forth, are correct to the best of our knowledge and belief;

2. that Manav G. Thadani personally inspected the property described in this report; Anne R. Lloyd-Jones and Stephen Rushmore participated in the analysis, but did not personally inspect the property;

3. that we have no current or contemplated interests in the real estate that is the subject of this report;

4. that we have no personal interest or bias with respect to the subject matter of this report or the parties involved;

5. that this report sets forth all of the limiting conditions (imposed by the terms of this assignment) affecting the analyses, opinions, and conclusions presented herein;

6. that the fee paid for the preparation of this report is not contingent upon our conclusions;

7. that this report has been prepared in accordance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute;

8. that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives;

9. that this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (as adopted by the Appraisal Foundation);

HVS International, Mineola, New York                         Certification   162
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10. that no one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report;

11. that as of the date of this report, Stephen Rushmore has completed the requirements of the continuing education program of the Appraisal Institute;

12. that this appraisal is not based on a requested minimum value, a specific value, or the approval of a loan.


                                        /s/ Manav G. Thadani
                                        ------------------------------------
                                        Manav G. Thadani
                                        Consulting and Valuation Analyst
                                        Hotel Consulting Services, Inc.


                                        /s/ Anne R. Lloyd Jones
                                        ------------------------------------
                                        Anne R. Lloyd Jones, CRE
                                        Senior Vice President
                                        Hotel Consulting Services, Inc.


                                        /s/ Stephen Rushmore
                                        ------------------------------------
                                        Stephen Rushmore, CRE, MAI, CHA
                                        President
                                        Hotel Consulting Services, Inc.

HVS International, Mineola, New York        Photographs of the Subject Property
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                               [GRAPHIC OMITTED]


                          View of the Subject Property

HVS International, Mineola, New York              Photographs of the Competition
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                               [GRAPHIC OMITTED]

                             Courtyard by Marriott


                                [GRAPHIC OMITTED]


                                Doubletree Hotel

HVS International, Mineola, New York              Photographs of the Competition
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                               [GRAPHIC OMITTED]


                              Holiday Inn Express


                               [GRAPHIC OMITTED]


                              Ramada West Hollywood

                                                               Beverly Hills, CA

                                Lega1 Description

PARCEL 1:

LOT 5 OF TRACT 30913, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 798 PAGES 37 TO 40 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 2:

THOSE PORTIONS OF LOTS 1 AND 6 OF TRACT 30913, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 798 PAGES 37 TO 40 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING WESTERLY OF THE SOUTHERLY PROLONGATION OF THAT CERTAIN COURSE SHOWN ALONG THE WESTERLY LINE OF SAID LOT 6, AS HAVING A BEARING AND LENGTH OF NORTH 0 DEGREES 05 MINUTES 49 SECONDS EAST 90.47 FEET.

PARCEL 3:

LOTS 1 AND 6 OF TRACT 30913, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 798, PAGES 38 TO 40 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THOSE PORTIONS OF SAID LOTS 1 AND 6, LYING WESTERLY OF THE SOUTHERLY PROLONGATION OF THAT CERTAIN COURSE SHOWN ALONG THE WESTERLY LINE OF SAID LOT 6, AS HAVING A BEARING AND LENGTH OF NORTH 0 DEGREES 05 MINUTES 49 SECONDS EAST
90.47 FEET.

EXCEPT FROM THAT PORTION OF LOT 1, INCLUDED WITHIN THE LINES OF LOT 1639 OF TRACT NO. 6380, RECORDED IN BOOK 69 PAGES 11 TO 20 INCLUSIVE OF MAPS, ALL OIL, GAS, MINERALS AND OTHER HYDROCARBON SUBSTANCES IN AND UNDER SAID LAND, BUT WITHOUT RIGHT OF ENTRY FOR EXTRACTION OF SAME, AS RESERVED IN DEED FROM JULIUS
L. SAMSON AND SYLVIA SAMSON, HUSBAND AND WIFE, AS JOINT TENANTS, RECORDED FEBRUARY 21, 1963 IN BOOK D-1934, PAGES 148, OFFICIAL RECORDS.

ALSO EXCEPT FROM THAT PORTION OF LOT 1, INCLUDED WITHIN THE LINES OF LOT 1640 OF TRACT 6380, AS PER MAP RECORDED IN BOOK 69 PAGES 11 TO 20 INCLUSIVE OF MAPS, ALL OIL AND OR MINERALS, WITHOUT ANY RIGHT OF SURFACE ENTRY ON SAID LAND OR THE SUBSURFACE OF SAID LAND ABOVE A DEPTH OF 500 FEET, AS RESERVED IN DEED FROM DOUGLAS KLEIN AND MATILDA KLEIN, HUSBAND AND WIFE, RECORDED AUGUST 12, 1959 IN BOOK D-568 PAGE 720, OFFICIAL RECORDS.

HVS International, Mineola, New York         Addenda: Synopsis of Franchise    1
                                             and License Agreements
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Synopsis of Franchise and License Agreements

Date:                   February 6, 1995

Licensor:               Holiday Inn Franchising, Inc.

Licensee:               BH California Hotel Limited Partnership

Premises:               Holiday Inn Select - Beverly Hills

Term:                   Ten Years

Renewal:                No extension clause in the agreement

Fees:                   5.0% of gross rooms revenue

Licensor Obligations:   Marketing Contribution

                        Reservation System

Licensee Obligations:   Renovations in compliance with Holiday Inn - Select
                        standards

Termination:            January, 2005

HVS International, Mineola, New York              Addenda: Synopsis of Hotel   1
                                                  Management Agreement
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Synopsis of Hotel Management Agreement

Date:                       October 1, 1994

Owner:                      BH California Hotel Limited Partnership

Manager:                    Remington Hospitality, Inc

Premises:                   Holiday Inn - Select

Term:                       Fifteen Years

Renewal: Option to extend for two successive five-year periods. The Manager may elect to exercise any such option to renew, and shall give Owner notice to that effect not less than six months prior to the expiration of the current term.

Management Fee:             3.0% of gross rvenues

Reserve for Replacement:    3% of the premises' gross revenues

Termination:                September, 2009

HVS International, Mineola, New York          Addenda: Explanation of the      1
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Explanation of the Simultaneous Valuation Formula

The algebraic equation known as the simultaneous valuation formula, which solves for the total property value using a ten-year mortgage and equity technique, was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(17)

The process of solving for the value of the mortgage and equity components begins by deducting the annual debt service from the projected income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value using the terminal capitalization rate. The equity residual, which is the total reversionary value less the mortgage balance at that point in time and less any brokerage and legal costs associated with the sale, is discounted to the date of value at the equity yield rate. The net income to equity for each projection year is also discounted back to the date of value. The sum of these discounted values equals the value of the equity component. Because the equity component comprises a specific percentage of the total value, the value of the mortgage and the total property can be computed easily.

(17) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

HVS International, Mineola, New York          Addenda: Explanation of the      2
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This process can be expressed in two algebraic equations that set forth the mathematical relationships between the known and unknown variables using the following symbols.

NI     =   Net income available for debt service

V      =   Value

M      =   Loan-to-value ratio

f      =   Annual debt service constant

n      =   Number of years in the projection period

de     =   Annual cash available to equity

dr     =   Residual equity value

b      =   Brokerage and legal cost percentage

P      =   Fraction of the loan paid off during the projection period

fp     =   Annual constant required to amortize the entire loan during the projection period

Rr     =   Overall terminal capitalization rate that is applied to net income to calculate the total property reversion (sales price at the end of the projection period)

1/Sn   =   Present worth of $1 factor (discount factor) at the equity yield rate

Using these symbols, the following formulas can be used to express some of the components of this mortgage and equity valuation process.

Debt Service - A property's debt service is calculated by first determining the mortgage amount that equals the total value (V) multiplied by the loan-to-value ratio (M). Debt service is derived by multiplying the mortgage amount by the annual debt service constant (f). The following formula represents debt service.

                            f x M x V = Debt Service

Net Income to Equity (Equity Dividend) - The net income to equity (de) is the property's net income before debt service (NI) less debt service. The following formula represents the net income to equity.

HVS International, Mineola, New York          Addenda: Explanation of the      3
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                              NI - (f x M x V) = de

Reversionary Value - The value of the hotel at the end of the tenth year is calculated by dividing the 11th-year net income before debt service (NI11) by the terminal capitalization rate (Rr). The following formula represents the property's tenth-year reversionary value.

                         (NI^11/Rr) = Reversionary Value

Brokerage and Legal Costs - When a hotel is sold, certain costs are associated with the transaction. Normally, the broker is paid a commission and the attorney collects legal fees. In the case of hotel transactions, brokerage and legal costs typically range from 1% to 4% of the sales price. Because these expenses reduce the proceeds to the seller, they are usually deducted from the reversionary value in the mortgage and equity valuation process. Brokerage and legal costs (b), expressed as a percentage of reversionary value (NI^11/Rr), are calculated by application of the following formula.

                    b (NI^11/Rr) = Brokerage and Legal Costs

Ending Mortgage Balance - The mortgage balance at the end of the tenth year must be deducted from the total reversionary value (debt and equity) in order to determine the equity residual. The formula used to determine the fraction of the loan remaining (expressed as a percentage of the original loan balance) at any point in time (P) takes the annual debt service constant of the loan over the entire amortization period (f) less the mortgage interest rate (i), and divides it by the annual constant required to amortize the entire loan during the ten-year projection period (fp) less the mortgage interest rate. The following formula represents the fraction of the loan paid off (P).

                              (f - i)/(fp - i) = P

HVS International, Mineola, New York          Addenda: Explanation of the      4
                                              Simultaneous Valuation Formula
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If the fraction of the loan paid off (expressed as a percentage of the initial loan balance) is P, then the remaining loan percentage is expressed as 1 - P. The ending mortgage balance is the fraction of the remaining loan (1 - P) multiplied by the initial loan amount (M x V). The following formula represents the ending mortgage balance.

                                 (1 - P) x M x V

Equity Residual Value - The value of the equity upon the sale at the end of the projection period (dr) is the reversionary value less the brokerage and legal costs and the ending mortgage balance. The following formula represents the equity residual value.

               (NI^11/Rr) - (b (NI^11/Rr) - ((1 - P) x M x V) = dr

Annual Cash Flow to Equity - The annual cash flow to equity consists of the equity dividend for each projection year plus the equity residual at the end of the tenth year. The following formula represents the annual cash flow to equity.

                            NI^1 - (f x M x V) = de^1

                            NI^2 - (f x M x V) = de^2

                           NI^10 - (f x M x V) = de^10

               (NI^11/Rr) - (b (NI^11/Rr) - ((1 - P) x M x V) = dr

Value of the Equity - If the initial mortgage amount is calculated by multiplying the loan-to-value ratio (M) by the property value (V), then the equity value is one minus the loan-to-value ratio multiplied by the property value. The following formula represents the value of the equity.

                                    (1 - M) V

HVS International, Mineola, New York          Addenda: Explanation of the      5
                                              Simultaneous Valuation Formula
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Discounting the Cash Flow to Equity to the Present Value - The cash flow to equity in each projection year is discounted to the present value at the equity yield rate (1/Sn). The sum of these cash flows is the value of the equity (1 -
M) V. The following formula represents the calculation of equity as the sum of the discounted cash flows.

                 (de^1 x 1/S^1) + (de^2 x 1/S^2) + . . .
                 + (de^10 x 1/S^10) + (dr x 1/S^10) = (1 - M) V

Combining the Equations: Annual Cash Flow to Equity and Discounting the Cash Flow to Equity to the Present Value - The last step is to arrive at one overall equation that shows that the annual cash flow to equity plus the yearly discounting to the present value equals the value of the equity.

       ((NI^1 - (f x M x V)) 1/S^1) + ((NI^2 - (f x M x V)) 1/S^2) + . . .

                        ((NI^10 - (f x M x V)) 1/S^10) +

      (((NI^11/Rr) - (b (NI^11/Rr)) - ((1 - P) x M x V)) 1/S^10) = (1 -M) V

Because the property's value (V) is the only unknown, this equation can be solved readily.

Ten-Year Projection of Income and Expense - Because the fixed and variable forecast of income and expense is carried out only to the stabilized year, it is necessary to continue the projection to the 11th year. In most cases, net income before debt service beyond the stabilized year is projected at an assumed inflation rate. By increasing a property's revenue and expenses at the same rate of inflation, net income remains constant as a percentage of total revenue, and the dollar amount escalates at the annual inflation rate. Hotel investors are currently using inflation rates of approximately 3.5% annually. The ten-year forecast of income and expense illustrates the subject property's net income, which is assumed to increase by 3.5% annually subsequent to the hotel's stabilized year of operation.

Solving for Value Using the Simultaneous Valuation Formula - In the case of the subject property, the following known variables have been determined.

HVS International, Mineola, New York          Addenda: Explanation of the      6
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Table 1:  Summary of Known Variables
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Annual Net Income                                 NI      See Ten-Year Forecast
Loan-to-Value Ratio                               M                70.0%
Interest Rate                                     i                 9.5%
Debt Service Constant                             f            0.104844
Equity Yield                                      Ye               21.0%
Brokerage and Legal Fees                          b                 3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years                fp           0.155277
Terminal Capitalization Rate                      Rr               12.4%

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The following table illustrates the present worth of a $1 factor at the 21% equity yield rate.

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Table 2:  Present Worth of $1 Factor at the Equity Yield Rate
--------------------------------------------------------------------------------

                                        Present Worth of $1
            Calendar Year                  Factor @21.0%
     -------------------------------------------------------------
                1997                         0.826473
                1998                         0.683058
                1999                         0.564530
                2000                         0.466569
                2001                         0.385607
                2002                         0.318694
                2003                         0.263392
                2004                         0.217686
                2005                         0.179912
                2006                         0.148693

--------------------------------------------------------------------------------

Using these known variables, the following intermediary calculations must be made before applying the simultaneous valuation formula. The fraction of the loan paid off during the projection period is calculated as follows.

           P = ( 0.104844 - 0.095 ) / ( 0.155277 - 0.095 ) = 0.163306

The annual debt service is calculated as f x M x V.

                 (f x M x V) = 0.104844 x 0.70 x V = 0.073391 V

HVS International, Mineola, New York          Addenda: Explanation of the      7
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Inserting the known variables into the hotel valuation formula produces the following.

                  (1,814,000 - 0.073391 V ) x 0.826446 +
                  (1,718,000 - 0.073391 V ) x 0.683013 +
                  (1,762,000 - 0.073391 V ) x 0.564474 +
                  (1,828,000 - 0.073391 V ) x 0.466507 +
                  (1,895,000 - 0.073391 V ) x 0.385543 +
                  (1,965,000 - 0.073391 V ) x 0.318631 +
                  (2,037,000 - 0.073391 V ) x 0.263331 +
                  (2,112,000 - 0.073391 V ) x 0.217629 +
                  (2,189,000 - 0.073391 V ) x 0.179859 +
                  (2,273,000 - 0.073391 V ) x 0.148644 +

            (((2,546,000 / 0.124 ) - ( 0.03 x (2,546,000/ 0.124 )) -

          (( 1 - 0.163306 ) x 0.70 x V )) x 0.148644 ) = ( 1 - 0.70 ) V

Like terms are combined as follows.

                    $10,575,512 - 0.384589 V = (1 - 0.70) V
                                 $10,575,512 = 0.68459 V
                                           V = $10,575,512 / 0.68459
                                           V = $15,447,964

         Total Property Value as Indicated by
           the Income Capitalization
           Approach (Say)                    = $15,400,000

HVS International, Mineola, New York          Qualifications of Manav G. Thadani
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Manav G. Thadani


Employment

1995 to present            HVS INTERNATIONAL
                           Mineola, New York
                           (Hotel Valuations, Market Studies, Feasibility
                           Reports and Investment Counseling)

1993 to 1995               NEW YORK UNIVERSITY
                           New York, New York
                           Teaching Fellow, Dept. of Food & Hotel Management

1994                       CLUB QUARTERS
                           New York, New York

1993                       SHERATON CENTER & TOWERS
                           New York, New York

1992                       THE PENINSULA
                           New York, New York

1991                       HOLIDAY INN CROWNE PLAZA
                           New York, New York

1990                       SHERATON MANHATTAN
                           New York, New York

1988 - 1989                THE OBEROI
                           New Delhi, India

Education                  MA/BS - Hotel and Restaurant Management,
                           School of Education, New York University

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Examples of Corporate and
Institutional Clients Served

Alden Capital Markets, Inc.
Aldrich Eastman Waltch
Amerigold Everest IV L.P.
Ashford Financial Corporation
Bear Steams
Best Western International
CIGNA
Columbia Sussex, Inc.
Credit West
Gibson, Dunn & Crutcher
Goldman Sachs Mortgage Company
HEI Hotels
Holiday Inn International
Hotels of Distinction, Inc.
Mardeck, Ltd.
Morgan Stanley
Nomura Securities
Ocwen Financial Corporation
RCI International
Shaner Hotel Group, Inc.
Starwood Capital Group, L.P.
Super 8 Motels, Inc.

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Examples of Hotels
Appraised or Evaluated

Arizona
- Doubletree, Tucson
- Holiday Inn City Center, Tucson
- Hotel Park Tucson, Tucson

Arkansas
- Horseshoe Bend Resort, Horseshoe Bend

California
- Holiday Inn Select, Beverly Hills
- Marriott's Laguna Cliffs Resort, Dana Point
- Embassy Suites Palm Desert, Palm Desert
- Marriott Desert Springs Resort & Spa, Palm Desert

Connecticut
- Holiday Inn Express, East Windsor

District of Columbia
- Best Western Downtown Capitol Hill, Washington
- Best Western New Hampshire Suites, Washington
- Best Western Skyline Inn, Washington
- River Inn, Washington

Georgia
- Days Inn - Downtown, Atlanta

Illinois
- Omni Orrington, Evanston

Maryland
- Best Western Capital Beltway, Lanham

New Jersey
- Holiday Inn, Bridgeport
- Governor Morris Hotel & Conference Center, Morristown

New York
- Econolodge, Canandaigua
- Comfort Inn, Jamestown
- Melville Marriott, Melville

Ohio
- Embassy Suites, Columbus
- Proposed Hampton Inn, Elyria
- Holiday Inn, Elyria

Pennsylvania
- Best Western City Center, Philadelphia

West Virginia
- Super 8, Dunbar
- Super 8, Elkins
- Super 8, Weston

Virginia
- Best Western, Leesburg
- Comfort Inn, Lynchburg
- Embassy Suites, Tysons Corner

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Anne R. Lloyd-Jones, CRE

Employment

1982 to present            HVS INTERNATIONAL
                           Mineola, New York
                           (Hotel/Motel Valuations, Market Studies,
                           Feasibility Reports, and Investment Counseling)

1981                       FAIRMONT HOTEL
                           Dallas, Texas

1979 - 1980                SAGA FOOD SERVICE
                           SWARTHMORE COLLEGE
                           Swarthmore, Pennsylvania

1977 - 1980                DARANNE CATERERS
                           Swarthmore, Pennsylvania


Professional Affiliations  American Society of Real Estate Counselors -
                             Member (CRE)
                           Appraisal Institute - Candidate for Membership Cornell Society of Hotelmen

Education

                           MPS - School of Hotel Administration,
                             Cornell University

                           BA - Swarthmore College

                           Appraisal Institute
                             Course 1A1 - Real Estate Appraisal Principles Course 1A2 - Basic Valuation Procedures
                             Course 1BA - Capitalization Theory and Techniques,
                                          Part A
                             Course 1BB - Capitalization Theory and Techniques,
                                          Part B
                             Course 2-1 - Case Studies in Real Estate Valuation Course 2-3 - Standards of Professional Practice Course 3-1 - Report Writing

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Corporate and Institutional Clients Served

Ashford Financial Corporation
Chase Manhattan Bank, N. A.
Citibank / Citicorp NA
Credit Lyonnais
Doubletree Hotels
Grand Heritage Hotels
Great Western Bank
Goldman Sachs
Holiday Inns, Inc.
Interstate Hotels
MassMutual
Marriott International / Host Marriott
Morgan Stanley
OCWEN Financial Services
Remington Hotels
Sheraton Hotels
Starwood Capital Group
Starwood Lodging Trust
Winegardner & Hammons
Wyndham Hotel Company


Hotel Chains and Management Companies Appraised or Evaluated

Doubletree Hotels
Compri Hotels
Interstate Hotels
Fairmont Hotels
Guest Quarters
Hilton Hotels Corporation
Omni International Hotels
Ramada Hotel Corp.
Servico Hotel Corp.
Winegardner & Hammons


Appearance as an Expert Witness

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Jefferson City, Missouri
Federal Bankruptcy Court, Columbia, South Carolina
Federal Bankruptcy Court, Houston, Texas
Federal Bankruptcy Court, New York, New York
Federal Bankruptcy Court, San Bernardino, California
Federal Bankruptcy Court, Los Angeles, California
Federal Bankruptcy Court, Charlotte, North Carolina
Federal Bankruptcy Court, Miami, Florida
Federal District Court, Central Division, Salt Lake City, Utah
Iowa District Court, Story County, Iowa
Texas District Court, Harris County, Texas
Federal Bankruptcy Court, Tampa, Florida
Utah District Court, Salt Lake County, Utah
Federal Bankruptcy Court, Newark, New Jersey

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated

Arizona
- Wyndham Garden Hotel, Chandler
- Wyndham Garden Hotel - Airport, Phoenix
- Wyndham Garden Hotel - Union Hills, Phoenix
- Canyon Ranch Spa & Fitness Resort, Tucson

Alabama

- Holiday Inn, Birmingham
- Proposed Sheraton, Gulf Shores
- Proposed Inn, Mobile
- Holiday Inn, Sheffield

California
- Industry Hills Sheraton Hotel, City of Industry
- Piccadilly Inn, Fresno
- Proposed Inn at Foss Creek, Healdsburg
- Sunset Towers Hotel, Hollywood
- Proposed La Quinta, Irvine
- Wyndham Garden Hotel, La Jolla
- Days Inn, La Palma
- Proposed Marriott Courtyard, Palm Springs
- Proposed Club Hilton Hotel, Pleasanton
- Center Pointe Development, San Diego
- Holiday Inn-Embarcadero, San Diego
- Holiday Inn-Harbor View, San Diego
- Seven Seas Lodge, San Diego
- Proposed Fountaingrove Inn, Santa Rosa
- Sheraton Round Barn Inn, Santa Rosa
- Wyndham Garden Hotel, Sunnyvale
- Westlake Plaza Hotel, Thousand Oaks
- Proposed Marriott Courtyard, Torrance

Colorado
- Proposed Hotel, Keystone

Connecticut
- Holiday Inn, Milford
- Holiday Inn, New Britain

District of Columbia
- Grand Hotel, Washington
- Wyndham Bristol Hotel, Washington

Florida
- Kon Tiki Village, Kissimmee
- Sheraton Lakeside, Kissimmee
- Holiday Inn, 22nd Street, Miami Beach
- Holiday Inn, 87th Street, Miami Beach
- Holiday Inn, 180th Street, Miami Beach
- Sheraton Resort & Marina, St. Petersburg
- Hilton Hotel, Singer Island
- Royce Hotel, West Palm Beach

Georgia
- Marriott Hotel, Atlanta
- Wyndham Garden Hotel, Atlanta
- Holiday Inn, Brunswick
- Holiday Inn, Jekyll Island
- Mullberry Inn, Savannah
- Royal Savannah Inn, Savannah

Hawaii
- Hobron in Waikiki, Honolulu

Idaho
- Holiday Inn, Boise
- Red Lion Inn, Boise
- Super 8, Boise

Illinois
- Ramada Inn, Bloomington
- Proposed Marriott Courtyard, Glenview
- Wyndham Garden Hotel, Naperville

Indiana
- Holiday Inn, Bloomington
- Inn at the Four Winds, Bloomington
- Ramada Inn, Bloomington
- Hilton Hotel, Fort Wayne
- Airport Hilton Inn, Indianapolis
- Hilton at the Circle, Indianapolis

Iowa
- Holiday Inn, Ames
- Proposed Fairfield Inn, Des Moines

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Kentucky
- Proposed Super 8, London
- Proposed Super 8, Radcliff

Louisiana
- Sheraton Inn, Kenner
- Hotel Meridien, New Orleans

Maine
- Proposed Hotel, Old Orchard Beach

Maryland
- Brookshire Hotel, Baltimore
- Lord Baltimore Hotel, Baltimore
- Hyatt Regency, Bethesda

Massachusetts
- Proposed Marriott Courtyard, Andover
- Hyatt Regency, Cambridge
- Proposed Hotel, Franklin
- Sheraton Inn, Hyannis
- Marriott Hotel, Worcester

Michigan
- Bay Valley Inn, Bay City
- Hilton Airport, Detroit
- Westin Renaissance Center, Detroit
- Hotel Pontchartrain, Detroit
- Proposed Embassy Suites, Lansing
- Hilton Inn, Northfield
- Holiday Inn, Saginaw

Minnesota
- Wyndham Garden Hotel, Bloomington
- Marriott Hotel, Minnetonka

Missouri
- Inn at Grand Glaize, Osage Beach
- Bel Air Hilton, St. Louis
- Holiday Inn Riverfront, St. Louis

Nebraska
- Holiday Inn Airport, Lincoln
- Holiday Inn Northeast, Lincoln

Nebraska (continued)
- Marriott Hotel, Omaha
- Ramada Inn, Omaha
- Red Lion Inn, Omaha

Nevada
- Proposed Super 8, Las Vegas

New Jersey
- Ramada Inn, Edison
- Marriott Hotel, Hanover
- Headquarters Plaza, Morristown
- Hyatt Regency, New Brunswick
- Holiday Inn, North Brunswick

New York
- Hilton Hotel, Albany
- Proposed Embassy Suites, Amherst
- Holiday Inn Arena, Binghamton
- Holiday Inn SUNY, Binghamton
- Proposed Hotel, Binghamton
- Proposed Hilton, Brooklyn
- Marriott Hotel, Dewitt
- Metropole Hotel, Flushing
- Midway Hotel, Flushing
- Ramada Inn, Kingston
- Royce Hotel, La Guardia
- Holiday Inn, Latham
- Proposed Crowne Plaza, Manhattan
- Proposed Prince Street Hotel, Manhattan
- Proposed Roslyn Inn, Roslyn
- Proposed Le Richmonde, Rye Brook
- Hilton Hotel, Syracuse
- Hotel Syracuse, Syracuse
- Proposed Hotel, Watertown

North Carolina
- Proposed Inn, Chapel Hill
- Proposed Indep. Center Marriott Hotel,
    Charlotte
- Royce Hotel, Charlotte
- Howard Johnson's North, Charlotte

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

North Carolina (continued)
- Holiday Inn West, Durham
- Sheraton University Inn, Durham
- Holiday Inn, Fayetteville
- Holiday Inn Downtown, Raleigh

Ohio
- Proposed Hyatt Hotel, Cleveland
- Proposed Marriott Hotel, Cleveland

Oregon
- Holiday Inn Airport, Portland
- Holiday Inn South, Portland

Pennsylvania
- Quality Inn, Allentown
- Holiday Inn, Bensalem
- Proposed Marriott Courtyard, Devon
- Proposed Lafayette Inn, Easton
- Ramada Inn, Erie
- Holiday Inn, Harrisburg
- Marriott Hotel, Harrisburg
- Proposed Super 8, Harrisburg
- Proposed Super 8, Lancaster
- Holiday Inn West, Monroeville
- Days Inn Philadelphia
- Franklin Plaza Hotel, Philadelphia
- Franklin Towne EconoLodge, Philadelphia
- Guest Quarters Hotel, Philadelphia
- Hilton Inn, Northeast, Philadelphia
- Marriott Airport Hotel, Philadelphia
- Holiday Inn Greentree, Pittsburgh
- Holiday Inn Parkway East, Pittsburgh
- Holiday Inn North, Pittsburgh
- Holiday Inn Parkway West, Pittsburgh
- Proposed Hotel, Pittsburgh
- Royce Hotel, Pittsburgh
- Westin William Penn Hotel, Pittsburgh
- Hilton Hotel, Scranton
- Proposed Marriott Courtyard, Valley Forge
- Holiday Inn Meadowlands, Washington
- Ramada Inn, York
- Proposed Super 8, York

Rhode Island
- Proposed Hotel, Providence
- Omni Biltmore Hotel, Providence

South Carolina
- Proposed Charleston Center Hotel, Charleston
- Proposed Cooper River Inn, Charleston
- Howard Johnson's, Spartanburg
- Proposed Middleton Inn and
    Conference Center, Charleston
- Best Western, North Charleston
- Proposed Marriott Courtyard, Columbia
- Fairfield Inn, Florence
- Holiday Inn, Florence
- Fairfield Inn, Greenville
- Proposed Marriott Courtyard, Greenville
- Fairfield Inn, Hilton Head
- Holiday Inn, Hilton Head

Tennessee
- Hampton Inn, Brentwood
- Proposed Marriott Courtyard, Brentwood
- Howard Johnson's, Chattanooga
- Sheraton Hotel, Chattanooga
- Howard Johnson's, Knoxville
- Proposed Capital Mall Convention Center Hotel,
    Nashville
- Clarion Maxwell House, Nashville
- Holiday Inn Briley Parkway, Nashville
- Proposed Marriott Courtyard, Nashville
- Sheraton Music City, Nashville
- Stouffer's Nashville Hotel, Nashville
- Proposed Super 8, Nashville
- Union Station Hotel, Nashville
- Wyndham Garden Hotel, Nashville
- Proposed Super 8, Union City

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Texas
- Proposed Marriott Courtyard, Addison
- Proposed Marriott Courtyard, Arlington
- La Mansion, Austin
- Proposed Marriott Courtyard, Bedford
- Airport Hilton, El Paso
- Hotel Meridien, Houston
- Sheraton Hotel, Houston
- Proposed Marriott Courtyard, Las Colinas
- Proposed Marriott Courtyard, North Dallas
- La Mansion Del Norte, San Antonio
- La Mansion Del Rio, San Antonio
- Proposed Marriott Courtyard, San Antonio
- Proposed Marriott Courtyard - Medical Center,
    San Antonio

Utah
- Deer Valley Resort, Park City
- Hilton Inn, Salt Lake City
- Holiday Inn, Salt Lake City
- Sheraton Hotel, Salt Lake City

Virginia
- Mountain Lake Hotel, Blacksburg
- Howard Johnson's, Bristol
- Boars Head Inn, Charlottesville
- Proposed Fairfield Inn, Hampton
- Proposed Embassy Suites, Herndon
- Ramada Renaissance, Herndon
- Proposed Marriott Courtyard, Manassas
- Omni Hotel, Norfolk

Virginia (continued)
- Proposed Marriott, Norfolk
- Howard Johnson's, Richmond
- Howard Johnson's, Roanoke
- Howard Johnson's, Roanoke Rapids
- Wyndham Hotel, Williamsburg

Washington
- Wyndham Garden Hotel, Bothell
- Redmond Hotel, Redmond
- Wyndham Garden Hotel, SeaTac

West Virginia
Proposed Budget Motel, Princeton

Wisconsin
- Proposed Granada Royale, Green Bay
- Holiday Inn-Downtown, Green Bay

Canada
- Inn on the Park, Toronto

Puerto Rico
- Carib Inn, San Juan

Virgin Islands
- Virgin Grand Beach Hotel, St. Thomas

Jamaica
- Holiday Inn, Montego Bay

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Stephen Rushmore, CRE, MAI, CHA

Employment
1980 to present

                     HVS INTERNATIONAL
                     Mineola, New York
                     (Hotel/Motel Valuations, Market Studies,
                     Feasibility Reports, and Investment Counseling)
1977 - 1980
1971 - 1974

                     HELMSLEY-SPEAR HOSPITALITY SERVICES, INC.
                     New York, New York
                     (Real Estate)
1974 - 1977

                     JAMES E. GIBBONS ASSOCIATES
                     Garden City, New York
                     (Mortgage Banking, Appraisals, Hotel Operations)
Affiliated
Ownership Interests

                     HVS INTERNATIONAL (SAN FRANCISCO, CALIFORNIA)
                     West coast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (MIAMI, FLORIDA)
                     Southeast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (BOULDER, COLORADO)
                     Midwest office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (VANCOUVER, CANADA)
                     Canadian office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (LONDON, ENGLAND)
                     European office for hotel/motel appraisals and counseling

                     HVS - EXECUTIVE SEARCH
                     Hotel/motel executive search and human resource consulting

HVS International, Mineola, New York                Qualifications of Stephen
                                                    Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     HVS - ECO SERVICES
                     Environmental consulting for hotels and motels; administrator of the ECOTEL designation

                     HOSPITALITY EQUITY INVESTORS, INC.
                     Hotel and motel investment and management company

                     TRUMBULL MARRIOTT HOTEL
                     General partner of a 324-room hotel and conference center

                     PRINCETON HOTEL ASSOCIATES
                     General partner of a 128-unit Residence Inn in Princeton, New Jersey

                     SEAVIEW GOLF RESORT ASSOCIATES
                     General partner of a 298-unit, 424-acre Marriott resort in Absecon, New Jersey

                     SHELTON HOTEL ASSOCIATES
                     General partner of a 96-unit Residence Inn in Shelton, Connecticut

                     DANBURY HOTEL ASSOCIATES
                     General partner of a 243-unit Hilton Hotel in Danbury, Connecticut

                     PRUDENTIAL - HEI JOINT VENTURE
                     Joint venture partner with Prudential Insurance Company of America on a 234-unit Embassy Suites in Atlanta, Georgia

                     WESTPORT NORFOLK ASSOCIATES
                     General partner of a 425-unit Omni Hotel in Norfolk,
                     Virginia

                     WESTPORT BWI, LLC
                     General partner of a 310-unit Marriott Hotel in Baltimore, Maryland

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     WESTPORT RARITAN, LLC
                     General partner of a 274-unit Crowne Plaza Hotel in Raritan, New Jersey

                     WESTPORT NOVI, LLC
                     General partner of a 193-unit Hilton Hotel in Novi,
                     Michigan

                     WESTPORT LONG BEACH, LLC
                     General Partner of a 460-unit Sheraton Hotel in Long Beach, California

                     WESTPORT PARK RIDGE, LLC
                     General Partner of a 265-unit hotel and conference center in Valley Forge, Pennsylvania

                     WESTPORT CHARLESTON, LLC
                     General Partner of a 295-unit Hilton Hotel in Charleston, South Carolina

                     HOSPITALITY VALUATION SOFTWARE, INC.
                     Founder of software company that develops and distributes hotel financial analysis software

Hotels Managed

                     Sheraton Hotel, Smithtown, New York
                     Marriott Hotel, Baltimore Airport, Maryland
                     Hilton Hotel, Danbury, Connecticut
                     Residence Inn, Princeton, New Jersey
                     Embassy Suites, Atlanta Airport, Georgia
                     Omni Hotel, Norfolk, Virginia
                     Crowne Plaza, Raritan, New Jersey
                     Hilton Hotel, Novi, Michigan
                     Sheraton Hotel, Long Beach, California
                     Hilton Hotel, Charleston, South Carolina
                     Park Ridge Hotel and Conference Center, Valley Forge, Pennsylvania
                     Hilton Hotel, Wilmington, Delaware

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Professional Affiliations

                     American Society of Real Estate Counselors - Member (CRE)
                     - Board of Governors

                     Appraisal Institute - Member (MAI) (SREA)
                     - Developer and Instructor, Hotel Investment and Valuation Seminar
                     - Developer and Instructor, Hotel Computer Valuation
                     Seminar

                     American Hotel and Motel Association
                     - Certified Hotel Administrator (CHA)
                     - Industry Real Estate Financing Advisory Council (IREFAC)

                     International Society of Hospitality Consultants - Member
                     (ISHC)

                     New York University - Adjunct Assistant Professor of Nutrition, Food and Hotel Management

                     Michigan State University - Honorary Faculty, Honorary Alumnus

                     Certified General Appraiser - Arizona, Colorado, Connecticut, Delaware, District of Columbia, Georgia, Illinois, Massachusetts, Michigan, Minnesota, Nebraska, New Jersey, New York, Oregon, Pennsylvania, South Carolina, Tennessee, Utah, Virginia

                     Licensed Real Estate Broker - New York, Pennsylvania

                     Board of Advisers
                     - Real Estate Finance Journal
                     - Real Estate Workouts & Asset Management

                     American Arbitration Association - National Real Estate Valuation Council

                     Cornell Society of Hotelmen

                     New York University Masters in Hospitality Management - Advisory Board

                     New York University Hospitality Investment Conference - Board of Advisors

                     Beta Gamma Sigma - National Honor Society in Business and Management

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Endowment

                     Hospitality Valuation Services Professor of Hotel Finance and Real Estate
                     - School of Hotel Administration, Cornell University (currently held by Professor James J. Eyster)

Education

                     BS - School of Hotel Administration, Cornell University

                     MBA - Graduate School of Business Administration (Finance), University of Buffalo

                     Candidate for PhD - School of Education, Department of Food Service Management, New York University

Partial List of Teaching and Lecture Assignments

                     Cornell University - Computer Valuation Techniques Michigan State University - Hotel Management Contracts University of North Carolina - Hotel Market Studies University of Virginia - Assessing Hotels
                     American Arbitration Association - Real Estate Arbitration American Hotel and Motel Association - Hotel Obsolescence Appraisal Institute - Hotel Valuation (over 50 seminars) International Association of Assessing Officers - Hotel Valuation
                     Montreal Appraisal Society - Total Project Analysis Society of Real Estate Appraisers - Lease Seminar Lodging Hospitality - Lodging Summit

Published Books
and Seminars

Textbooks
                     The Valuation of Hotels and Motels,
                     Appraisal Institute, Chicago, Illinois, 1978

                     Hotels, Motels and Restaurants: Valuations and Market Studies,
                     Appraisal Institute, Chicago, Illinois, 1983

                     How to Perform an Economic Feasibility Study of a Proposed Hotel/Motel,
                     American Society of Real Estate Counselors, Chicago, Illinois, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Books and Seminars (continued)

Textbooks (continued)

                     Hotel Investments: A Guide for Owners and Lenders, Warren, Gorham and Lamont, Inc., New York, New York, 1990

                     The Computerized Income Approach to Hotel Market Studies and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1990

                     Hotel Investments: A Guide for Owners and Lenders, 1992 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotel Investments: A Guide for Owners and Lenders, 1993 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1992

Student Manuals

                     The Valuation of Lease Interests,
                     Society of Real Estate Appraisers, Chicago, Illinois, 1976

                     Hotel-Motel Valuation Seminar,
                     Appraisal Institute, Chicago, Illinois, 1981, 1988, 1990

                     The Computerized Approach to Hotel Market Studies and Valuations Seminar,
                     Appraisal Institute, Chicago, Illinois, 1991

Demonstration Appraisal

                     Demonstration Appraisal of a Proposed Hotel, Spring Valley, New York, Hospitality Valuation Services, Mineola,
                     New York, 1983, 1990

Chapters

                     The Real Estate Handbook-Second Edition, Dow Jones-Irwin, 1989, "Hotels and Motels"

                     Arbitration of Real Estate Valuation Principles, American Arbitration Association, 1987, "Arbitration in the Hospitality Industry"

                     Ethics in Hospitality Management: A Book of Readings, Educational Institute of the American Hotel and Motel Association, 1992, "Ethics in Hotel Appraising"

                     The Lodging and Food Service Industry, Educational Institute of the American Hotel and Motel Association, 1993, "Insider's Insights"

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles

The Appraisal Journal

                     "Using Total Project Analysis to Compete for Investment
                      Capital," October, 1975
                     "The Appraisal of Food Service Facilities," July, 1980 "Publish and Prosper," October, 1980
                     "Valuation of Hotels and Motels for Assessment Purposes,"
                      April, 1984
                     "Adjusting Comparable Sales for Hotel Assessment Appeals,"
                      July, 1986
                     "Hotel Business Value and Working Capital: A
                      Clarification," January, 1987
                     "Ethics in Hotel Appraising," July, 1993

The Appraiser

                     "Hotel-Motel  Appraisal  Misconceptions  Set  Straight,"
                      January, 1979
                     "No Conventional Financing Available for Hotels: Rushmore,"
                      December, 1979
                     "Estimating Hotel Land Values Using Comparable Ground
                      Leases," April, 1980

Bulletin of the
Cornell Society of
Hotelmen

                     "Employment Philosophy for a Consulting Practice," July,
                      1984

Business Travel News

                     "A Snapshot of a Classic Recovery," July, 1995

The Canadian Appraiser

                     "Hotel/Motel Market Sales Update," Summer, 1987

Capital Sources for Real Estate

                     "Stephen  Rushmore  Discusses the Future of the Lodging
                      Industry," December, 1994

Cayuga Advisor

                     "Secrets to Success in Consulting," October, 1992

Chapter News and Notes

                     "Quantifying a Hotel's Business Value," November, 1979

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles
(continued)

Cornell Hotel &
Restaurant
Administration
Quarterly

                     "A Preliminary Market Study," November, 1974
                     "How Much is Your Place Worth  Today?  A Case Study in
                      Hotel - Motel Valuation," May, 1975
                     "What Can Be Done About Your Hotel's Real Estate Taxes?"
                      May, 1977
                     "The Appraisal of Lodging Facilities," August, 1978
                     "The Appraisal of Food Service Facilities," February,
                      1979
                     "The Appraisal of Lodging Facilities - Update," November,
                      1984
                     "Hotel Sales Prices Down More Than 12%," May, 1991
                     "Seven Current Hotel Valuation Techniques," August, 1992 "The Valuation of Distressed Hotels," October, 1992
                     "Hotel Lending in the 1990's: Amateurs Beware,"
                      December, 1994
                     "Investment Values of Lodging Property: Modeling the
                      Effects of Income Taxes and Alternative Lender Criteria," December, 1995

FCI Spec Sheet

                     "Employment  Philosophy  for  a  Consulting  Practice,"
                      September, 1984

Florida Hotel & Motel Journal

                     "Rushmore Reports Rising Hotel Prices," February, 1995

Hotel and Motel Management

                     "Average Rate vs. Project Cost," May 1, 1974
                     "How to Increase the Marketability of Your Motel," April,
                      1981
                     "Tougher Lending, Lower Room Rate Hikes On Way?" June, 1981 "What is That Mortgage Loan Going to Cost You?" August,
                      1981
                     "How to Perform a Study of Your Property's Market,"
                      October, 1981
                     "How do High Interest Rates Affect Your Motel's Value?"
                      December, 1981
                     "How to Buy a Feasibility  Study That Works for You,"
                      February, 1982
                     "Settling Lease Conflicts  Quickly Through  Arbitration,"
                      April, 1982

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Hotel and Motel Management (continued)

                     "Are Casino Hotels Really Worth $500,000 Per Room?" June,
                      1982
                     "Discount Rates and Internal Rate of Return," August,
                      1982
                     "Determining a Property's Extended Life Cycle,"
                      November, 1982
                     "Using Microcomputers for Forecasting," December, 1982 "Update on Hotel Development Costs," January, 1983 "Estimating a Site's Worth by Finding Its Profit Value,"
                      June, 1983
                     "Hotel Construction May Be Slowing Down a Little Bit,"
                      April, 1983
                     "The Investor's Risk Sways to Prevailing Economic Winds,"
                      August, 1983
                     "Is Your Property Tax at as Low a Level as it Should Be?"
                      October, 1983
                     "The Ultimate Guest Room: Could it Ever Exist Anywhere?"
                      December, 1983

Hotel-Motor Inn Journal

                     A Preventive Maintenance System for Motels," March, 1975

Hotel Valuation Journal

                     "Hotel Valuation Index Peaks During 1989," Fall, 1990 "Hotel Development Costs," Winter, 1991
                     "Hotel Valuation Index for 1990," Spring, 1991
                     "Bad Year for Hotel Sales Prices Confirmed," Spring, 1992 "Hotel Sales Prices on the Rise," Fall, 1994
                     "United States Hotel Values Climb," Spring/Summer, 1995 "It's Time for Franchise Reform," Fall, 1995

Institutions/
Volume Feeding

                     "Greater Risk/Greater Profit Potential:  Hotel Management
                      Contract," May, 1973

Lodging Hospitality

                     "How to Finance Renovation Projects," January, 1974 "Controlling Your Real Estate Taxes," July, 1978 "Putting Together a Sound Financial Package," December,
                      1978
                     "Favorable Outlook for Lodging Values," December, 1983 "Are Your Property Taxes Too High? (Part I and II)," May
                      and June, 1984

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Hotel Development Costs," July, 1984
                     "The Right Management Contract for You," September, 1984 "Selecting the Firm to Prepare Your Feasibility
                      Study," October, 1984
                     "A Quick How-To In Hotel Valuation," November, 1984 "Updating Lodging Interest Rates," December, 1984
                     "Is Your Guest Experience Up to Par?" January, 1985
                     "How to Perform a Breakeven Analysis," May, 1985 "Evaluating Operating Performance," June, 1985
                     "Hotel Lenders Toughen Underwriting Requirements," July,
                      1985
                     "Don't Forget the Pre-Opening Agreement," August, 1985 "Management Companies Should Participate in Financing,"
                      October, 1985
                     "Current Techniques for Valuing Hotel Land," November, 1985 "Hotel Development Costs," December, 1985
                     "Sourcing Debt Into the 1990's," January, 1986
                     "Hotel Valuation Thumb Rule," February, 1986
                     "Value in Use Versus Value in Exchange," March, 1986 "Stretching Feasibility," April, 1986
                     "The Management Question," May, 1986
                     "How to Commission a Feasibility Study," June, 1986
                     "Macro Trends Affecting Property Values," July, 1986 "Hotel-Motel Market Sales Update," August, 1986
                     "Financing Alternatives: Zero Coupon Mortgages," September,
                      1986
                     "Forecasting Lodging Energy Costs," October, 1986 "Portfolio Financing a Better Way," November, 1986
                     "Profit by Looking at History," December, 1986
                     "Why New York Isn't Overbuilt," February, 1987
                     "How to Discourage Hotel Overbuilding: A Case Study,"
                      April, 1987
                     "Structuring an Incentive Management Fee," June, 1987

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Franchising Questions and Answers," July, 1987 "Comparing Hotel Development Costs," August, 1987 "Understanding Economic Life," September, 1987
                     "Prices Rise for Lodging Properties," October, 1987 "Management Companies Are Key to Success," November, 1987 "Evaluating a Management Contract Fee Structure,"
                      December, 1987
                     "Check Profits Before Selecting Hotel Operator," January,
                      1988
                     "It's a Good Time to Review Your Taxes," February, 1988 "How to Use a Management Company Rating System," March,
                      1988
                     "Make Sure Management Contracts Contain These Terms,"
                      April, 1988
                     "Hotel Access and Visibility," May, 1988
                     "Chain Sale Strategies," July, 1988
                     "Evaluating a Hotel Franchise," August, 1988
                     "Evaluating Franchise Fees," September, 1988
                     "Opportunities in Economy Lodging," October, 1988
                     "How to Obtain a Hotel Mortgage," November, 1988 "Arbitration in the Hospitality Industry," December, 1988 "Lodging Development Cost Update," January, 1989 "Amenities as Profit Builders," February, 1989
                     "Hotel Values Mirror the Times," March, 1989
                     "Forecasting Revenue and Expenses," April, 1989
                     "Real Estate Jargon Made Simple," May, 1989
                     "Pricing a Management Contract," June, 1989
                     "Trends in Valuation," July, 1989
                     "Rescuing the Distressed Hotel," August, 1989
                     "Shielding Against Incompetence," September, 1989
                     "Hotel Valuation Revisited," October, 1989
                     "New Breed of Hard Budgets," November, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Figuring Cap Rates," December, 1989
                     "A Glance Backward," January, 1990
                     "Costs Creeping Up," February, 1990
                     "Valuing Distressed Properties," March, 1990
                     "Cap and Discount Rates," April, 1990
                     "An Open Letter," May, 1990
                     "Misconceptions About Appraisals," June, 1990
                     "Hotel Values Still Growing," July, 1990
                     "Hotel Renovation is Key to `90s," August, 1990 "Time Right for Hotel Leases," September, 1990 "Getting a Fix on Rates," October, 1990
                     "The Wrinkles of Class," November, 1990
                     "A Glance Backward," December, 1990
                     "The Price Dropoff," January, 1991
                     "The Cost Washout," February, 1991
                     "Survival of the Fittest," March, 1991
                     "Looking Out and Up," April, 1991
                     "The Bottom is in Sight," May, 1991
                     "The Pitfalls of Liquidation," June, 1991
                     "Extra! Extra! Hospitality News," July, 1991
                     "The Art of Hotel Renovation," August, 1991
                     "No Better Time for a Tax Review," September, 1991 "No Time for Passivity," October, 1991
                     "What a Franchise Really Costs," November, 1991
                     "In Case You Hadn't Heard," January, 1992
                     "Negotiation - The Name of the Game," February, 1992 "Now Could be the Time to Build," March, 1992
                     "The Well May Stay Dry," April, 1992

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Hotel Life Expectancy," May, 1992
                     "Hotel Values - What a Downer," June, 1992
                     "How to Make Money Now," July, 1992
                     "Hotel Chain Class Survey," August, 1992
                     "Budget Dining with Rushmore," September, 1992 "Bookings Up, Rates Will Follow," October, 1992 "Hospitality Master's Good Preparation," November,
                      1992
                     "What's New on the Job Front?" January, 1993
                     "Where Have All the Hotels Gone?" February, 1993 "Hotel Building Costs Continue to Fall," March, 1993 "Hotel Values Head Upward," April, 1993
                     "The Rise and Fall of Trophy Hotels," May, 1993 "Hotel Sales and Prices Rebound," June, 1993
                     "Third Parties Loosening Purse Strings," July, 1993 "Beyond Recycling: The Ecotel," August, 1993
                     "Time to Reduce Property Taxes," September, 1993 "Lodging: The Way I See It," October, 1993
                     "Choosing an Appraiser," November, 1993
                     "Who Needs an Asset Manager?" January, 1994
                     "Investing by the Numbers," February, 1994
                     "Fire Your Staff and Lease Them Back," March, 1994 "Published Rates Hint at Recovery," April, 1994
                     "Now is the Time to Start Building," May, 1994 "Hotel Values Heading Up," June, 1994
                     "Farewell, Friend," July, 1994
                     "Sales Prices Creeping Up," August, 1994
                     "Selecting Green Hotel Supplies," September, 1994 "Don't Write Off Full-Service Hotels," October,
                      1994

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Lodging REIT's Are on the Rise," November, 1994 "Going Back to the Future," January, 1995
                     "How much do Managers Make?" March, 1995
                     "Lodging Transactions Soared in '94," April, 1995 "Hotel Development Costs on the Rise," May, 1995 "Hotel Values up Significantly," June, 1995
                     "What a Franchise Costs over the Long Term," July,
                      1995
                     "Road Food Part II," August, 1995
                     "It's Time for Franchise Reform," September, 1995 "Extended Stay May Not Extend Your Profits,"
                      October, 1995
                     "The Year as I See It," November, 1995
                     "Cap Rate 101," January, 1996

Michigan Lodging

                     "Hotel Development Costs," January, 1988

The Mortgage and Real Estate Executives Report

                     "Atlantic City Building Game Involves High Stakes,"
                      August, 1979
                     "How Interest Rates Affect Real Estate Values,"
                      June, 1982
                     "Update on Hotel Development Costs," May 1, 1983

Motel-Hotel Insider

                     "The  $100,000  Plus  Hotel  Room Has Become a
                      Reality," November 19, 1979
                     "Update on Hotel Development Costs," April 4, 1983

NAIFA - The
Appraisal Review

                     "Hotel Valuation Techniques," Vol. 44, 1991

Real Estate Digest

                     "Why Should the Management Team be Important to
                      Hotel Lenders," Fall, 1988

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate
Finance Journal

                     "What is a Typical Fee for a Hotel Management
                      Contract?" Fall, 1988
                     "Hotel Franchise Fees," Winter 1989
                     "Why the Management Team Should be Important to
                      Hotel Lenders," Spring, 1989
                     "Hotel Values and Costs," Summer, 1989
                     "Structuring a Hotel Investment," Fall, 1989
                     "A Guide for Lenders Holding  Distressed  Hotel
                      Loans," Winter, 1990
                     "Estimating  Current  Interest  Rates  for Hotel
                      Financing," Spring, 1990
                     "Hotel Valuation Techniques," Summer, 1990
                     "Now is the Time to Review Your Hotel's Property
                      Taxes," Fall, 1990
                     "Property Tax Assessments for Hotels and Motels,"
                      Winter, 1991
                     "Putting Together Hotel Management  Agreements -
                      Part I," Spring 1991
                     "Putting Together Hotel Management  Agreements -
                      Part II," Summer, 1991
                     "The 1980s - The Decade of Change," Fall, 1991
                     "An Overview of the Hotel Industry: Past, Present,
                      and Future," Spring, 1994

Real Estate Forum

                     "Casino Hotels Raise Valuation Questions,"
                      November, 1981

Real Estate
Investment Ideas

                     "How Fuel and Energy Shortages Should Affect Investment
                      Decisions in the Hospitality Industry," March, 1974
                     "Upward Trend Continues for Sales Price of Hotel-Motel
                      Properties," May, 1988
                     "High Prices Paid for Hotel-Motel Properties," February,
                      1990

Real Estate Issues

                     "Employee Compensation for a Consulting Practice,"
                      Fall/Winter, 1985
                     "Hotel/Motel Market Sales Update," Spring/Summer,
                      1987

Real Estate Newsletter

                     "Computers in Hotel Appraising," May 15, 1989

Real Estate
Investment Ideas

                     "Hotel-Sales Update," Winter, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate Review

                     "Valuing Motels and Hotel in the Current Market,"
                      Fall, 1972
                     "Dealing With Distressed Hostelry Loans," Fall, 1975 "The Mortgage Underwriting Consultant Comes of
                      Age," Fall, 1977
                     "Real Estate Compensation," Winter, 1987

Real Estate Workouts
and Asset Management

                     "Stephen Rushmore on Directions in the Hospitality
                      Industry," September, 1992

Real Values

                     "Hotel Construction Cost Update," April, 1986

Restaurant and
Hotel Design
                     "How Much Should the Renovation Be?" March, 1986
                     "14 Notable Hotel Development Firms," December, 1987

Rushmore on Hotel Valuation

                     "Mortgage - Equity," Winter, 1979
                     "Atlantic City - From Bust to Boom," Winter, 1979 "Mortgage - Equity," Spring, 1979
                     "Developing Mortgage Data," Spring 1979
                     "Gasoline and Market Values, " Spring, 1979
                     "Mortgage - Equity," Fall, 1979
                     "Quantifying a Hotel's Business Value," Fall, 1979 "What Has Happened to Typical Hotel-Motel
                      Development Costs?," Fall, 1979
                     "Mortgage-Equity," Winter, 1980
                     "Extending Hotel Economic Life Through Renovation,"
                      Winter, 1980
                     "Estimating Hotel Land Values Using Comparable
                      Ground Leases," Winter, 1980
                     "Quantifying the Value of Personal Property to a
                      Going Hotel," Spring, 1980
                     "Recent Changes in New York City's Hotel Market,"
                      Spring, 1980
                     "Hotel-Motel Economic Lives," Fall, 1980
                     "Mortgage - Equity," Fall, 1980
                     "Mortgage - Equity," Winter, 1981
                     "Developing Mortgage Data," Winter, 1981
                     "Statistical  Support  for  Food  and  Beverage
                      Projections," Winter, 1981
                     "Mortgage - Equity," Spring/Summer, 1981

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Rushmore on Hotel Valuation (continued)

                     "Quantifying a Hotel's Demand," Spring/Summer, 1981
                     "A Five-Year Overview of Typical Hotel-Motel
                      Development Costs," Spring/Summer, 1981
                     "Mortgage - Equity," Winter/Spring, 1982
                     "Update on Hotel Capitalization Rates,"
                      Winter/Spring, 1982
                     "Mortgage - Equity," Summer/Fall, 1982
                     "Are Casino Hotels Really Worth $500,000 Per Room?"
                      Summer/Fall, 1982
                     "The Hotel-Motel Life Cycle, Summer/Fall, 1982
                     "Mortgage - Equity," Winter/Spring, 1983
                     "Update on Hotel Development Costs," Winter/Spring, 1983 "The Valuation of Hotels and Motels for Assessment
                      Purposes," Winter, 1984
                     "Hotel Capitalization Rates," Summer, 1984
                     "Hotel Development Cost Survey," Summer, 1984
                     "Selecting a Hotel Management Company," Fall, 1984 "Hotel Capitalization Rates," Spring, 1985
                     "How to Perform a Breakeven Analysis," Spring, 1985 "Hotel Capitalization Rates," Winter, 1986
                     "Hotel Development Costs," Winter, 1986
                     "Hotel Valuation Survey," Winter, 1987
                     "Impact of New Tax Laws on Hotel Values," Winter, 1987 "Hotel-Motel Market Sales Update," Winter, 1987 "Structuring an Incentive Management Fee," Fall, 1987 "Understanding Your Hotel's Economic Life," Fall, 1987 "Hotel Development Costs," Fall, 1987
                     "Hotel, Motel Market Sales Update," Winter, 1988 "Amenity Creep," Winter, 1989
                     "Hotel Franchise Fees," Winter, 1989
                     "Hotel Valuation Index," Fall, 1989
                     "Latest Trends in Hotel Values," Fall, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Tri-State Real Estate Journal

                     "Across the Nation: Hotel Sale Prices Escalate on Average,"
                      December 23, 1994

U.S. Real Estate Week

                     "All-Suites Market Entering Second Phase," May 4, 1987

Valuation

                     "Hotel-Motel Market Sales Update," February, 1987

Quarterly Newsletter
Hotel Valuation Journal

                     Professional newsletter with a circulation of 10,000

Real Estate Column
Lodging Hospitality

                     Real estate editor for a major monthly hospitality periodical

Hospitality Column
Real Estate Finance Journal

                     Contributing hospitality editor

Computer Software
Hospitality Valuation Software

                     Hotel financial software for room night analyses, income and expense forecasts, and valuation calculations - developed and distributed for the Appraisal Institute

Hotel-Motel Data
Hospitality Market Data
Exchange

                     National clearinghouse for information pertaining to hotel and motel transactions

Hotel Valuation Index

                     National index of hotel value trends for 24 individual market areas

Hospitality Seminar Series

                     Intensive short courses for hotel and restaurant professionals

Hotel Franchise Fees Analysis Guide

                     Analysis of hotel franchise fees and costs

Hospitality Bibliography

                     Comprehensive literature index of hotel and restaurant books and articles

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Awards
Robert H. Armstrong Award

                     For the most significant contribution to The Appraisal Journal in 1975

Activities

                     Commercial pilot, instrument, multi-engine; sailing; skiing

Corporate and Institutional Clients Served

Aetna Life Insurance
AIG Real Estate Investment
Aldrich Eastman and Waltch
Allstate
American Airlines
America's Best Inns
Arthur Anderson & Company
Bankers Trust Company
Bank of America
Bank of Boston
Bank of Montreal
Bank of New York
Bank of Nova Scotia
Bank of Tokyo
Bank One-Columbus
Banque Indosuez
Barclay's Bank
Baybank Boston
The Beacon Companies
Bear, Stearns & Company, Inc.
Best Inns
Best Western International
Boykin Management Co.
Bradbury Suites
C. Itoh
Caesar's World
California Dept. of Transportation
Chase Lincoln First Bank, N.A.
Chase Manhattan Bank
Chemical Bank
Chrysler Capital Corporation
CIGNA
Citibank
Citicorp Real Estate
City of Boston
City of Detroit
City of Grand Rapids
City of Kalamazoo
City of Orlando
City of Philadelphia
City of Santa Monica
City of Toronto
Columbia Sussex Corporation
Continental Illinois National Bank
Copley Real Estate Advisors
Corporex Development
CRI, Inc.
Cushman and Wakefield
Days Inns
Edward J. DeBartolo Corp.

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and Institutional Clients Served (continued)

Deer Valley Ski Corporation
Doubletree Hotels
Drury Inns
Econo Lodge
Economic Development Admin.
EIE Regent International
Embassy Suites
Equitable Life Assurance
Equitable Real Estate Investment
European American Bank
Fairmont Hotels
Federal Deposit Insurance Corp.
First Boston
First California Savings
First Interstate Bank
First National Bank of Chicago
Four Seasons Hotels
Goldman, Sachs
Greater Orlando Aviation Authority
Great Western Bank
Great Western Savings
Guest Quarters
Hampton Inns
Hilton Hotels, Corp.
Hilton International
Holiday Corporation
Holiday Inns
Home Savings of America
Howard Johnson's
Hudson Hotels Corporation
Hyatt Hotels
Industrial Bank of Japan
Interstate Hotels
The Irvine Company
ITT Commercial Finance Corp.
Japan Airlines
JDC (America) Corporation
John Q. Hammons
John Hancock Life Insurance
Johnson & Wales College
Kenneth Leventhal & Assoc.
Kidder Peabody & Company, Inc.
La Quinta
Larken, Inc.
Lexington Companies
Loews Hotels
Harry Macklowe Real Estate
Marine Midland Bank, N.A.
Marriott Corporation
MA Bay Transit Authority
Massachusetts Mutual Life
Mellon Bank
Meridien Hotels
Merrill Lynch
Merrill Lynch Capital Markets
Metropolitan Life Insurance
Microtel
Midlantic Bank

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and Institutional Clients Served (continued)

Mitsubishi
Morgan Guaranty Bank & Trust Co.
J.P. Morgan Investment Management
Morgan Stanley
Motel 6, Inc.
Mutual Benefit Co.
National Westminster Bank
New York Life Insurance
Nippon Credit Bank
Nomura Securities Int'l
North American Taisei Corporation
Northwestern Mutual Life
Omni Hotels
Parabas Bank
Prime Motor Inns
Property Capital Trust
Prudential Life Insurance
Radisson Hotels
Ramada Inns
Red Lion Inns
Regent International
Registry Hotels
Residence Inns
Resolution Trust Corporation
Rhode Island Hospital Trust
Ritz-Carlton Hotels
Rodeway Inns
Rose Associates
Salomon Brothers
San Antonio Hotel/Motel Assoc.
Sanwa Bank
Security Pacific Bank
Servico Management Corp.
Sheraton Hotels
Sonesta Hotels
Sonnenblick-Goldman
Steamboat Ski Corporation
Stouffer Hotels
Stratton Corporation
Sumitomo Bank
Summerfield Hotel Corporation
Super 8 Hotels
Swiss Bank Corporation
Taisei
Texas Commerce Bancshares, Inc.
Tishman Realty Corporation
Trans World Airlines
Travelers Insurance
TraveLodge
Trusthouse Forte
UBS Securities
Union Labor Life
United Bank of Switzerland
United Inns, Inc.
United States Steel
Universal Hotels
U.S. Air Force
U.S. Department of Justice

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Corporate and
Institutional Clients
Served (continued)

U.S. Department of the Army
U.S. Department of the Interior
U.S. Economic Development Authority
U.S. Trust Company
Walt Disney Productions
Westin Hotels
Williams Hospitality Corporation
Winegardner & Hammons
Winthrop Financial Associates
Wyndham Hotels
Zeckendorf Company

Appearance as
an Expert Witness

Administrative Law Court - SEC, Washington, DC
Appellate Tax Board, Boston, Massachusetts
Arbitration, Wayne, New Jersey
Assessment Appeals Board, Los Angeles County, Los Angeles, California Board of Equalization and Review, Washington, District of Columbia (2) Board of Taxation, Atlantic City, New Jersey
Bureau de Revision Evaluation Fonciere du Quebec, Montreal, Canada Circuit Court, Orange County, Orlando, Florida
Condemnation Review Board, Minneapolis, Minnesota
Corporation Committee, Rhode Island State Senate
Court  of  Common  Pleas,  Allegheny  County, Pennsylvania
Court of Common Pleas, Franklin County, Ohio
Court of Common Pleas, Montgomery, Pennsylvania
Court of Common Pleas, Pittsburgh, Pennsylvania
Court of Common Pleas, Philadelphia, Pennsylvania
Court of Queen's Bench of Alberta, Canada
District Court, Arapahoe County, Colorado
District Court, Dallas County, Texas
District Court, Harris County, Texas
District Court, Tarrant County, Texas
District  Court,  Hennepin  County,  Minneapolis, Minnesota
District Court, Knoxville, Tennessee
Federal Bankruptcy Court, Oakland, California
Federal Bankruptcy Court, Los Angeles, California

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Appearance as
an Expert Witness
(continued)

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Denver, Colorado
Federal Bankruptcy Court, District of Columbia
Federal Bankruptcy Court, Miami, Florida (2)
Federal Bankruptcy Court, Chicago, Illinois
Federal Bankruptcy Court, New Orleans, Louisiana
Federal Bankruptcy Court, Greenbelt, Maryland
Federal Bankruptcy Court, Baltimore, Maryland
Federal Bankruptcy Court, Rockville, Maryland
Federal Bankruptcy Court, Boston, Massachusetts
Federal Bankruptcy Court, Grand Rapids, Michigan
Federal Bankruptcy Court, Las Vegas, Nevada
Federal Bankruptcy Court, Newark, New Jersey (2)
Federal Bankruptcy Court, Manhattan, New York (2)
Federal Bankruptcy Court, Westbury, New York
Federal Bankruptcy Court, Philadelphia, Pennsylvania
Federal Bankruptcy Court, Reading, Pennsylvania
Federal Bankruptcy Court, Salt Lake City, Utah
Federal Bankruptcy Court, Madison, Wisconsin (2)
Federal District Court, Rochester, New York
Federal District Court, Philadelphia, Pennsylvania (2)
Judicial  Arbitration  and  Mediation  Services, Dallas, Texas
Michigan Tax Tribunal, Detroit, Michigan
New Jersey Tax Court, Newark, New Jersey (2)
Superior Court, District of Columbia
Superior Court, Clayton County, Georgia (2)
Superior Court of North Carolina
Superior Court, Nashua, New Hampshire
Supreme Court, New York State, Buffalo, New York
Supreme Court, New York State, Manhattan, New York
Supreme Court, New York State, Riverhead, New York

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Appearance as
an Expert Witness
(continued)

Tax Review Board, San Joaquin County, Stockton, California
Tax Review Board, Bangor, Maine
Tax Review Board, Schenectady, New York
Tax Review Board, Yorktown, New York
Tax Review Board, North Carolina
Tax Review Board, Philadelphia, Pennsylvania (2)
U.S. District Court, Wilmington, Delaware
U.S. District Court, Madison, Wisconsin

  ==============================================================================
  Partial List of Hotels/Motels, Appraised or Reviewed Internationally

  North America

  Canada

   - Delta Hotel, Calgary
   - Econo Lodge, Hull
   - Hotel Lord Berri, Montreal
   - Hotel Vogue, Montreal
   - Hyatt Regency, Montreal
   - Le Ragence Hyatt, Montreal
   - Holiday Inn, Oshawa, Ontario
   - Hotel Le Chantecler, Quebec
   - Bond Place Hotel, Toronto
   - Carlton Hotel, Toronto
   - Chelsea Hotel, Toronto
   - Delta Chelsea Hotel, Toronto
   - Four Seasons on the Park, Toronto
   - Inn on the Park, Toronto
   - Novotel Missisauga, Toronto
   - Ramada Inn, Toronto
   - Sutton Hotel, Toronto
   - Toronto Marriott East, Toronto
   - Westbury Hotel, Toronto
   - Burnaby Villa Inn, Vancouver
   - Four Seasons Hotel, Vancouver
   - Sheraton Land Mark, Vancouver
   - Sheraton Plaza 500, Vancouver
   - Four Seasons Yorkville Hotel, Yorkville

  United States

  Alabama
   - MEI - Birmingham West, Bessemer
   - Comfort Inn, Birmingham
   - Courtyard by Marriott, Birmingham
   - Courtyard by Marriott-Hoover, Birmingham
   - Courtyard By Marriott/Homewood, Birmingham
   - Crown Sterling Suites, Birmingham
   - Fairfield Inn, Birmingham
   - Holiday Inn, Birmingham
   - Howard Johnson, Birmingham
   - Knights Inn, Birmingham
   - Ramada Inn, Birmingham
   - Residence Inn by Marriott, Birmingham
   - Still Waters Resort, Dadeville
   - Ramada Inn, Gadsden
   - Sheraton Hotel, Gulf Shores
   - Courtyard by Marriott, Huntsville
   - Knights Inn, Huntsville
   - Marriott Hotel-Proposed, Huntsville
   - La Quinta Inn, Huntsville University
   - Days Inn, Mobile
   - Hotel - Proposed, Mobile
   - Inn-Proposed, Mobile
   - Stouffer Riverview, Mobile
   - Courtyard by Marriott, Montgomery
   - Fairfield Inn, Montgomery
   - Holiday Inn-Downtown, Montgomery
   - Holiday Inn-East, Montgomery
   - Howard Johnson, Montgomery
   - La Quinta Inn, Montgomery
   - Residence Inn, Montgomery
   - Marriott's Grand Hotel, Point Clear
   - Holiday Inn, Sheffield
   - La Quinta, Tuscaloosa
   - Masters Economy Inn, Tuscaloosa
   - Proposed Extended Stay, West Mobile

  Alaska
   - Barratt Inn, Anchorage
   - Clarion Hotel, Anchorage
   - Holiday Inn, Anchorage
   - Hotel Captain Hook, Anchorage
   - International Airport Inn, Anchorage
   - Sheraton Anchorage Hotel, Anchorage

  Arizona
   - Holiday Inn, Bullhead City
   - Embassy Suites, Camelback
   - Compri Hotel-Proposed, Chandler
   - Quality Inn, Chandler
   - Ramada Inn, Chandler
   - AmeriSuite Hotel-Proposed, Flagstaff
   - Holiday Inn, Flagstaff
   - Motel 6, Flagstaff
   - Rodeway Inn, Flagstaff
   - Bright Angel Lodge, Grand Canyon
   - El Tovar Hotel, Grand Canyon
   - Grand Canyon National Park, Grand Canyon
   - Kachina Lodge, Grand Canyon
   - Maswik Lodge, Grand Canyon
   - Moqui Lodge, Grand Canyon
   - Phantom Ranch, Grand Canyon
   - Thunderbird Lodge, Grand Canyon
   - Yavapai Lodge, Grand Canyon
   - Hampton Inn-Proposed, Holbrook
   - Moqui Lodge, Kaibab National Forest
   - Rodeway Inn, Kingman
   - Nautical Inn Resort, Lake Havasu City
   - Lexington Hotel Suites, Mesa
   - Biosphere II Conference Center, Oracle
   - Best Western-Per Diem, Phoenix
   - Bobby McGee's, Phoenix
   - Caravan Inn, Phoenix
   - Compri Hotel-Proposed, Phoenix
   - Courtyard by Marriott-Black Canyon, Phoenix
   - Courtyard by Marriott-Mesa, Phoenix
   - Crescent Phoenix Hotel, Phoenix
   - Crown Sterling Suites, Phoenix
   - Days Inn, Phoenix
   - Doubletree Inn at Park Central, Phoenix
   - Embassy Suites, Phoenix
   - Embassy Suites-Biltmore, Phoenix
   - Executive Park Hotel, Phoenix
   - Fountain Suites Hotel, Phoenix
   - Granada Royale-Camelhead, Phoenix
   - Hilton Hotel, Phoenix
   - Holiday Inn, Phoenix
   - Hyatt Regency, Phoenix
   - La Quinta Hotel, Phoenix
   - Lexington Hotel Suites, Phoenix
   - Newton's Sands, Phoenix
   - Phoenician Golf & Tennis Resort, Phoenix
   - Pointe Hilton at Tapatio Cliffs, Phoenix
   - Quality Inn, Phoenix
   - Ramada Inn-Airport, Phoenix
   - Ramada Inn-East, Phoenix
   - Ritz Carlton, Phoenix
   - Sunburst Resort Hotel, Phoenix
   - Hassayampa Inn, Prescott
   - Clarion Inn at McCormick Ranch, Scottsdale
   - Conference Center, Scottsdale
   - Courtyard by Marriott-Mayo, Scottsdale
   - Doubletree Inn at Scottsdale Mall, Scottsdale
   - Fairfield Inn, Scottsdale
   - Fashion Square Hotel, Scottsdale
   - Loews Paradise Resort, Scottsdale
   - Marriott Camelback Inn, Scottsdale
   - Marriott Mountain Shadows, Scottsdale
   - Mountain Shadows Resort, Scottsdale
   - Orange Tree Resort, Scottsdale
   - Ramada-Valley Ho, Scottsdale
   - Red Lion's La Posada Resort, Scottsdale
   - Registry Resort, Scottsdale
   - Rodeway Inn, Scottsdale
   - Scottsdale Princess, Scottsdale
   - Sheraton Scottsdale Resort, Scottsdale
   - The Phoenician, Scottsdale
   - Valley Ho, Scottsdale
   - John Gardiner's Enchantment, Sedona
   - L'Auberege de Sedona, Sedona
   - Los Abrigados, Sedona
   - Orchards Inn, Sedona
   - Hotel-Proposed, Sierra Vista
   - Motel 6, Sierra Vista
   - Temple Bar Resort, Temple Bar
   - Coachman Inn - Proposed, Tolleson/Phoenix
   - Tubac Resort, Tubac
   - Canyon Ranch, Tucson
   - Coachman Inn-Proposed, Tucson
   - Courtyard by Marriott, Tucson
   - Doubletree Inn, Tucson
   - Embassy Suites, Tucson
   - Granada Royale Hometel-E. Broadway, Tucson
   - Hotel Park Tucson-Proposed, Tucson
   - Lexington Suites Hotel, Tucson
   - Loews Hotel, Tucson
   - Resort Hotel-Proposed, Tucson
   - Rodeway Inn, Tucson
   - Sunbelt Commerce Center Hotel, Tucson
   - La Quinta Inn, Tucson East
   - Bobby McGee's, Tuscon
   - Radisson Suite Hotel, Tuscon
   - Ventana Canyon Golf and Racquet, Tuscon
   - Ramada Inn, Union Hill

  Arkansas
   - Sheraton Inn, Fort Smith
   - Hilton, Hot Springs
   - Holiday Inn-Lake Hamilton, Hot Springs
   - Courtyard by Marriott, Little Rock
   - Holiday Inn, Little Rock
   - Legacy Hotel, Little Rock
   - Little Rock Hilton, Little Rock
   - Masters Economy Inn, Little Rock
   - Red Carpet Inn, Little Rock
   - Super 8, Little Rock
   - Masters Economy Inn, North Little Rock
   - Masters Economy Inn, Protho-Junction
   - Holiday Inn, Texarkana

  California
   - Hampton Inn, Agoura Hills
   - Ramada Inn, Agoura Hills
   - Residence Inn-Proposed, Agoura Hills
   - Island Motel, Almeda
   - Anaheim Hilton & Towers, Anaheim
   - Anaheim Park Motor Inn, Anaheim
   - Anaheim Plaza Hotel, Anaheim
   - Best Western Pavillions, Anaheim
   - Carousel Inn, Anaheim
   - Conestoga Hotel, Anaheim
   - Courtyard by Marriott, Anaheim
   - Crown Sterling Suites, Anaheim
   - Disneyland Hotel, Anaheim
   - Golden Forest Motel, Anaheim
   - Hampton Inn, Anaheim
   - Hilton, Anaheim
   - Holiday Inn Anaheim Center, Anaheim
   - Hotel-Proposed, Anaheim
   - Marriott Hotel, Anaheim
   - Pan Pacific Hotel, Anaheim
   - Pitcairn Motel, Anaheim
   - Raffles Inn, Anaheim
   - Ramada Maingate/Disneyland Hotel, Anaheim
   - Roger Morris Inn, Anaheim
   - Stovall's Inn, Anaheim
   - The Station Inn, Anaheim
   - Travelodge Inn at the Park, Anaheim
   - AmeriSuite, Anaheim Hills
   - Comfort Inn, Anahiem
   - Mansouri Hotel, Antioch
   - Red Lion, Apple Valley
   - Hampton Inn, Arcadia
   - Residence Inn, Arcadia
   - Hilton Lodge, Arrowhead Lake
   - Auburn Inn, Auburn
   - Sleep Inn, Auburn
   - Allstar Inn, Bakersfield
   - Clarion Hotel, Bakersfield
   - Courtyard by Marriott, Bakersfield
   - Economy Inn, Bakersfield
   - Ramada Inn, Bakersfield
   - Red Lion Hotel, Bakersfield
   - Residence Inn, Bakersfield
   - Rodeway Inn, Bakersfield
   - Hilton Hotel, Baldwin Park
   - San Gabriel Valley Hotel, Baldwin Park
   - The Hilton Hotel, Baldwin Park
   - Allstar Inn, Barstow
   - Economy Inn, Barstow
   - Marriott Berkeley Marina, Berkeley
   - Shattuck Hotel, Berkeley
   - Beverly Hills Hotel, Beverly Hills
   - Beverly Rodeo Hotel, Beverly Hills
   - Beverly Wilshire Hotel, Beverly Hills
   - Hilton Hotel-Cresthil, Beverly Hills
   - L'Ermitage, Beverly Hills
   - Peninsula Hotel, Beverly Hills
   - Best Western, Big Bear Lake
   - Big Bear Hotel, Big Bear Lake
   - Big Bear Lake Resort, Big Bear Lake
   - Big Bear Towering Pines, Big Bear Lake
   - Motel 6, Big Bear Lake
   - Post Ranch, Big Sur
   - Ventana Inn, Big Sur
   - Rodeway Inn, Blythe
   - Courtyard by Marriott, Brea
   - Holiday Inn, Brentwood
   - Courtyard by Marriott, Buena Park
   - Fairfield Inn, Buena Park
   - Hampton Inn, Buena Park
   - Holiday Inn, Buena Park
   - Crowne Sterling Suites, Burlingame
   - Hyatt Regency, Burlingame
   - Mariott Hotel - SFO, Burlingame
   - Marriott, Burlingame
   - Marriott-San Francisco Airport, Burlingame
   - Radisson Hotel-Proposed, Burlingame
   - Sheraton Hotel, Burlingame
   - Courtyard by Marriott, Camarillo
   - Best Western Fireside Inn, Cambria
   - Cambria Pines Lodge, Cambria
   - Residence Inn, Campbell
   - Hotel-Proposed, Capitola
   - Resort Hotel, Spa & Conference Ctr., Capitola
   - Allstar Inn, Carlsbad
   - Carlsbad Inn, Carlsbad
   - Inn of America, Carlsbad
   - La Costa Hotel and Spa, Carlsbad
   - Olympic Resort Hotel, Carlsbad
   - Tickle Pink Inn, Carmel
   - Allstar Inn, Carpinteria
   - Desert Princess Country Club, Cathedral City
   - Royce Suites Hotel, Cathedral City
   - Digger Bay, Central Valley
   - Marriott Hotel-Proposed, Century City
   - Westin Century Plaza Hotel, Century City
   - Neighborhood Inn-Proposed, Chatsworth
   - Red Lion Hotel, Chico
   - Otay Valley Inn, Chula Vista
   - Travelodge-Otay Valley, Chula Vista
   - Ramada Inn, City of Commerce
   - Sheraton Hotel, City of Industry
   - Allstar Inn, Coalinga
   - Harris Ranch Restaurant/Inn, Coalinga
   - Howard Johnson, Colton
   - Best Western Willow Tree Inn, Compton
   - Concord Hotel, Concord
   - Hilton Hotel, Concord
   - The Trees Inn, Concord
   - Motel 6, Corona
   - Hotel del Coronado, Coronado
   - Loews Coronado Bay Resort, Coronado
   - Madera Village Inn, Corte Madera
   - Ha' Penny Inn, Costa Mesa
   - La Quinta Hotel, Costa Mesa
   - Marriott Suites, Costa Mesa
   - Red Lion Hotel, Costa Mesa
   - Residence Inn, Costa Mesa
   - Pacifica Hotel, Culver City
   - Ramada Inn, Culver City
   - Courtyard by Marriott, Cupertino
   - Doubletree Hotel, Cupertino
   - Doubletree Hotel, Dana Point
   - Spa-Proposed, Danville
   - El Rancho, Davis
   - Furnace Creek Resort, Death Valley
   - Stovepipe Wells Village, Death Valley
   - Hilton, Del Mar
   - Days Inn, Diamond Bar
   - Compri Hotel, El Segundo
   - Proposed Summerfield, El Segundo
   - Days Inn, Emeryville
   - Holiday Inn-Bay Bridge, Emeryville
   - Lyons Restaurant, Emeryville
   - Budget Motel, Encinitis
   - Marriott Tenaya Lodge-Proposed, Fishcamp
   - Holiday Inn, Fort Myers Beach
   - All Suites Hotel/Athletic Club, Foster City
   - Clubtel-Proposed, Foster City
   - Courtyard by Marriott, Foster City
   - Holiday Inn, Foster City
   - Courtyard by Marriott, Fremont
   - Fremont Hotel, Fremont
   - Motel 6, Fremont
   - Residence Inn, Fremont
   - Allstar Inn, Fresno
   - AmeriSuite, Fresno
   - Chateau Inn, Fresno
   - Courtyard by Marriott, Fresno
   - Economy Inn, Fresno
   - Hacienda, Fresno
   - Holiday Inn, Fresno
   - Holiday Inn-Fresno Airport, Fresno
   - Howard Johnson Motel, Fresno
   - Piccadilly Inn, Fresno
   - Travelers Inn, Fresno
   - Travelers Lodge, Fresno
   - Griswold's Hotel, Fullerton
   - Holiday Inn, Fullerton
   - Marriott Hotel, Fullerton
   - Hotel-Proposed, Garden Grove
   - Hyatt Regency Alicante, Garden Grove
   - Princess Hotel, Garden Grove
   - Motel 6, Gilroy
   - Hyatt Regency-Proposed, Goleta
   - Allstar Inn, Hacienda Heights
   - Courtyard by Marriott, Hacienda Heights
   - Half Moon Bay Lodge, Half Moon Bay
   - Courtyard by Marriott, Harbor Boulevard
   - Grosvenor, Harborside-Pt. Loma
   - Inn at Foss Creek, Healdsburg
   - Chateau Marmont, Hollywood
   - Hollywood Palm Hotel, Hollywood
   - Sunset Towers Hotel, Hollywood
   - Waterfront Hilton Hotel, Huntington Beach
   - Compri Hotel, Hutton Centre
   - Grand Champions Resort, Indian Wells
   - Stouffer Esmerelda Resort, Indian Wells
   - Courtyard By Marriott, Irvine
   - Courtyard by Marriott - Proposed, Irvine
   - Embassy Suites, Irvine
   - Hilton Hotel, Irvine
   - Holiday Inn, Irvine
   - Hyatt Hotel, Irvine
   - La Quinta-Proposed, Irvine
   - Marriott Hotel, Irvine
   - Marriott-Proposed, Irvine
   - Registry Hotel, Irvine
   - Residence Inn-Proposed, Irvine
   - Amador Inn, Jackson
   - Embassy Suites, La Jolla
   - Hotel-Proposed, La Jolla
   - La Jolla Property, La Jolla
   - La Jolla Village Inn, La Jolla
   - Marriott Hotel, La Jolla
   - Residence Inn, La Jolla
   - Days Inn-Proposed, La Palma
   - PGA West Resort - Proposed, La Quinta
   - Lafayette Park Hotel, Lafayette
   - Laguna Shores, Laguna Beach
   - Holiday Inn, Laguna Hills
   - Ryokan Hotel-Proposed, Laguna Hills
   - Villa Valencia, Laguna Hills
   - Ritz Carlton, Laguna Niguel
   - Lake Mohave Resort, Lake Mohave
   - Resort at Squaw Creek, Lake Tahoe
   - Courtyard by Marriott, Larkspur Landing
   - Hilton, Las Cruces
   - Surf and Sand Hotel, Leguna Beach
   - Holiday Inn, Lido Beach
   - Motel-Proposed, Little Lake
   - Residence Inn, Livermore
   - Residence Inn-Proposed, Livermore
   - Breakers Hotel, Long Beach
   - Holiday Inn, Long Beach
   - Holiday Inn Airport, Long Beach
   - Marriott Hotel-Long Beach Airport, Long Beach
   - Marriott Hotel-Proposed, Long Beach
   - Ramada Renaissance Hotel, Long Beach
   - Residence Inn, Long Beach
   - Sheraton Long Beach & Office Tower, Long Beach
   - Airport Park Hotel, Los Angeles
   - Bel Age, Los Angeles
   - Biltmore Hotel, Los Angeles
   - Century Inn, Los Angeles
   - Checkers Hotel, Los Angeles
   - Courtyard by Marriott-Irvine Main, Los Angeles
   - Courtyard by Marriott-LAX Airport, Los Angeles
   - Crown Sterling Suites, Los Angeles
   - Days Inn, Los Angeles
   - Econo Lodge-Proposed, Los Angeles
   - Embassy Suites, Los Angeles
   - Embassy Suites-LAX-Proposed, Los Angeles
   - Four Seasons, Los Angeles
   - Hampton Inn-LAX, Los Angeles
   - Herrick and Campbell, Los Angeles
   - Hilton & Towers-LAX, Los Angeles
   - Hilton Hotel, Los Angeles
   - Holiday Inn Crowne Plaza-LAX, Los Angeles
   - Le Montrose Hotel, Los Angeles
   - Ma Maison Sofitel, Los Angeles
   - Macklowe Hotel, Los Angeles
   - Marriott Century City, Los Angeles
   - MCA Hotel-Proposed, Los Angeles
   - New Otani Hotel, Los Angeles
   - Playa Vista Development, Los Angeles
   - Stouffer Concourse Hotel, Los Angeles
   - Westin Bonaventure, Los Angeles
   - Westwood Marquis Hotel, Los Angeles
   - Los Gatos Lodge, Los Gatos
   - Macienda Inn, Los Gatos
   - Toll House Inn, Los Gatos
   - Residence Inn, Manhattan Beach
   - All Suite Hotel, Marina Del Rey
   - Marina Beach Hotel, Marina del Rey
   - Marina del Rey Hotel and Marina, Marina del Rey
   - Marina Suites Hotel, Marina Del Rey
   - Marriott Marina Del Rey, Marina Del Rey
   - Residence Inn, Meriden
   - Quality Suites Hotel - Proposed, Millbrae
   - Beverly Heritage Hotel, Milpitas
   - Crown Sterling Suites, Milpitas
   - Holiday Inn, Milpitas
   - Courtyard by Marriott, Mira Mesa
   - Grosvenor, Mission Bay
   - Motel Orleans, Modesto
   - Red Lion Hotel, Modesto
   - Red Lion-Proposed, Modesto
   - Carmel Mission Inn, Monterey
   - Doubletree Inn, Monterey
   - Former Monterey Hilton Hotel, Monterey
   - Monterey Plaza, Monterey
   - Plaza Hotel, Monterey
   - Sheraton Hotel, Monterey
   - Pebble Beach Company, Monterey County
   - Inn at Morro Bay, Morro Bay
   - Residence Inn, Mountain View
   - Inn at Napa Valley, Napa
   - Best Western Inn, Napa Valley
   - Clarion Hotel-Napa Valley, Napa Valley
   - Silverado, Napa Valley
   - Ha'Penny Motel, National City
   - Allstar Inn, Needles
   - Hilton-Newark/Fremont, Newark
   - Four Seasons Hotel, Newport Beach
   - Hotel Meridien, Newport Beach
   - Hyatt Newporter, Newport Beach
   - Newporter Resort, Newport Beach
   - Sheraton, Newport Beach
   - Days Inn-Proposed, North Hollywood
   - Northstar, North Lake Tahoe
   - Ramada Inn, Norwalk
   - Impact Study - Proposed Hotel, Oakdale
   - Hilton Inn, Oakland
   - Holiday Inn, Oakland
   - Holiday Inn-Oakland Airport, Oakland
   - Parc Oakland Hotel, Oakland
   - Resort - Proposed, Olympic Valley
   - Resort at Squaw Creek-Proposed, Olympic Valley
   - Clarion Hotel, Ontario
   - Compri Hotel, Ontario
   - Fairfield Inn, Ontario
   - Holiday Inn, Ontario
   - Lexington Hotel Suites, Ontario
   - Red Lion Hotel, Ontario
   - Doubletree Hotel, Orange
   - Woodfin Suites, Orange
   - Embassy Suites, Palm Desert
   - Marriott Desert Springs, Palm Desert
   - Canyon Resort, Palm Springs
   - Compri Hotel-Proposed, Palm Springs
   - Courtyard by Marriott, Palm Springs
   - Desert Princess, Palm Springs
   - Grand Champions Resort, Palm Springs
   - International Hotel and Resort, Palm Springs
   - Ocotillo Lodge, Palm Springs
   - Palm Canyon, Palm Springs
   - PGA West Resort-Proposed, Palm Springs
   - Spa Hotel at Mineral Springs, Palm Springs
   - Westin Hotel, Palm Springs
   - Grosvenor, Palmdale
   - Super 8, Palmdale
   - Cowper Square, Palo Alto
   - Garden Court, Palo Alto
   - Holiday Inn, Palo Alto
   - Stanford Park, Palo Alto
   - Marriott, Paradise Valley
   - All Suite Hotel-Proposed, Pasadena
   - Doubletree Hotel, Pasadena
   - Holiday Inn, Pasadena
   - Cascade Ranch Lodge, Pescadero
   - Elk Lodge, Petaluma
   - Hotel Petaluma, Petaluma
   - Hilton-Proposed, Pismo Beach
   - Hilton-Sea Point, Pismo Beach
   - Holiday Inn, Pismo Beach
   - Hotel-Proposed, Pismo Beach
   - Pismo II, Pismo Beach
   - Fairfield Inn, Placentia
   - Residence Inn, Placentia
   - Howard Hughes Center, Playa Vista
   - Pleasant Hill Inn, Pleasant Hill
   - Residence Inn, Pleasant Hill
   - Club Hilton Hotel-Proposed, Pleasanton
   - Compri Hotel, Pleasanton
   - Courtyard by Marriott, Pleasanton
   - Hilton, Pleasanton
   - Holiday Inn, Pleasanton
   - Pleasanton Creek, Pleasanton
   - Shilo Inn - Hilltop, Pomona
   - Compri Hotel, Rancho Bernardo
   - Radisson Suites, Rancho Bernardo
   - Comfort Inn Motel, Rancho Cordova
   - Courtyard by Marriott, Rancho Cordova
   - Economy Inn, Rancho Cordova
   - El Rancho, Rancho Cordova
   - Quality Suites-Proposed, Rancho Cordova
   - Sheraton Sunrise, Rancho Cordova
   - Marriott Rancho Las Palmas, Rancho Mirage
   - Mission Hills Hotel, Rancho Mirage
   - Resort Hotel-Proposed, Rancho Mirage
   - Westin Mission Hills Resort, Rancho Mirage
   - Bridge Bay Resort, Redding
   - Grand Manor Inn, Redding
   - La Quinta Inn, Redding
   - Motel 6, Redding
   - Motel Orleans, Redding
   - Red Lion Inn, Redding
   - Shasta Inn, Redding
   - Portofino Hotel & Yacht Club, Redondo Beach
   - Sheraton, Redondo Beach
   - Sofitel Redwood Shores, Redwood
   - Days Inn, Richmond
   - Best Western Carraige Inn, Ridgecrest
   - Days Inn, Riverside
   - Mission Inn-Proposed, Riverside
   - Omni Mission Inn, Riverside
   - Sheraton Hotel, Riverside
   - Red Lion Inn, Rohnert Park
   - Crown Sterling Suites, S.San Fransicso
   - Allstar Inn, Sacramento
   - Arco Arena II-Proposed, Sacramento
   - Arco Park, Sacramento
   - Catering Center - Proposed, Sacramento
   - Clarion Hotel, Sacramento
   - Compri Hotel-Proposed, Sacramento
   - Courtyard by Marriott, Sacramento
   - Courtyard by Marriott-S. Natomas, Sacramento
   - Hilton Hotel, Sacramento
   - Holiday Inn-Capital Plaza, Sacramento
   - Hotel-Proposed, Sacramento
   - Hyatt Arbitrat, Sacramento
   - Hyatt Regency, Sacramento
   - La Quinta Hotel, Sacramento
   - Motel Orleans, Sacramento
   - Radisson Hotel, Sacramento
   - Red Lion Inn, Sacramento
   - Residence Inn, Sacramento
   - Sacramento Inn, Sacramento
   - Sierra Inn, Sacramento
   - Sterling Hotel, Sacramento
   - Travelers Inn, Sacramento
   - Woodlake Inn, Sacramento
   - Harvest Inn, Saint Helena
   - Courtyard by Marriott, San Bruno
   - San Carlos Motel Development, San Carlos
   - Atlas Hotels/Mission Valley Inn, San Diego
   - Best Western Seven Seas Motor Lodge, San Diego
   - Budget Motel of America, San Diego
   - Catamaran Resort Hotel, San Diego
   - Center Pointe Development, San Diego
   - Comfort Inn, San Diego
   - Courtyard by Marriott-Mira Mesa, San Diego
   - Doubletree Hotel, San Diego
   - Embassy Suites, San Diego
   - Executive Lodge, San Diego
   - Hanalei Hotel, San Diego
   - Harbor Island Hotel-Proposed, San Diego
   - Harborside Inn-Point Loma, San Diego
   - Harbortown Marina Resort, San Diego
   - Holiday Inn Montgomery Airport, San Diego
   - Holiday Inn-Embarcadero, San Diego
   - Holiday Inn-Harbor View, San Diego
   - Horton Grand Saddlery, San Diego
   - Horton Park Plaza Hotel, San Diego
   - Howard Johnson Hotel, San Diego
   - Inter-Continental Hotel & Marina, San Diego
   - Kings Inn, San Diego
   - La Jolla Village Inn, San Diego
   - La Quinta Hotel, San Diego
   - Marriott Hotel-Mission Valley, San Diego
   - Marriott Twin Towers and Marina, San Diego
   - Mission Valley Inn, San Diego
   - Omni Hotel, San Diego
   - Radisson Hotel, San Diego
   - Ramada Inn, San Diego
   - Ramada Limited Suites, San Diego
   - Ramada Old Town, San Diego
   - Ramada Rancho Penasquitos, San Diego
   - Red Lion Inn, San Diego
   - Regency Plaza Hotel, San Diego
   - San Diego Marriott, San Diego
   - Seven Seas Lodge, San Diego
   - Sheraton Grand, San Diego
   - Sheraton Harbor Island East, San Diego
   - Super 8-Point Loma, San Diego
   - Symphony Towers, San Diego
   - Town and Country Hotel, San Diego
   - Travelodge Hotel Plaza, San Diego
   - U.S. Grant Hotel, San Diego
   - Westin-Proposed, San Diego
   - Abagail Inn, San Francisco
   - Bellevue Hotel, San Francisco
   - Cable Motor Inn, San Francisco
   - California Cafe, San Francisco
   - Campton Place, San Francisco
   - Cartwright Hotel, San Francisco
   - Chancellor Hotel, San Francisco
   - Clarion Inn-San Francisco Airport, San Francisco
   - Comfort Inn, San Francisco
   - Courtyard by Marriott-Airport, San Francisco
   - Embarcadero Inn, San Francisco
   - Fairmont Hotel, San Francisco
   - Grand Hyatt, San Francisco
   - Grosvenor Clift Hotel, San Francisco
   - Harbor Court Hotel, San Francisco
   - Hilton Hotel, San Francisco
   - Holiday Inn - Union Square, San Francisco
   - Holiday Inn Crowne Plaza, San Francisco
   - Holiday Inn-Civic Center, San Francisco
   - Holiday Inn-Fisherman's Wharf, San Francisco
   - Holiday Inn-Golden Gateway, San Francisco
   - Holiday Inn-South, San Francisco
   - Holiday Lodge, San Francisco
   - Hotel Diva, San Francisco
   - Hotel Meridien, San Francisco
   - Hotel Union Square, San Francisco
   - Hotel-Proposed, San Francisco
   - Hyatt Fisherman's Wharf, San Francisco
   - Hyatt Regency Embarcadero, San Francisco
   - Inn at Fisherman's Wharf, San Francisco
   - Inn at the Opera, San Francisco
   - Inn-Proposed, San Francisco
   - Juliana Hotel, San Francisco
   - King George Hotel, San Francisco
   - La Quinta Inn, San Francisco
   - La Quinta-Airport, San Francisco
   - Lambourne Hotel, San Francisco
   - Laurel Motor Inn, San Francisco
   - Majestic Hotel, San Francisco
   - Manx Hotel, San Francisco
   - Mark Twain, San Francisco
   - Marriott, San Francisco
   - Marriott San Francisco-Proposed, San Francisco
   - Marriott-Airport, San Francisco
   - Orchard Hotel, San Francisco
   - Pan Pacific Hotel, San Francisco
   - Parc 55 Hotel, San Francisco
   - Park Hyatt Hotel, San Francisco
   - Portman Hotel, San Francisco
   - Prescott Hotel, San Francisco
   - Queen Anne Hotel, San Francisco
   - Ramada Hotel, San Francisco
   - Regis Hotel, San Francisco
   - Ritz-Carlton Hotel, San Francisco
   - San Franciscan, San Francisco
   - San Francisco Hotel, San Francisco
   - Savoy Hotel, San Francisco
   - Sheraton Palace Hotel, San Francisco
   - Sheraton-Fisherman's Wharf, San Francisco
   - Sir Francis Drake Hotel, San Francisco
   - Stanford Court, San Francisco
   - Stouffer Stanford Court Hotel, San Francisco
   - Super 8-Fisherman's Wharf, San Francisco
   - Westin St. Francis, San Francisco
   - Crowne Sterling Suites, San Francisco - South
   - Olympic Club Golf Course, San Francisco/San Mateo
   - Budget Inn, San Jose
   - Courtyard by Marriott, San Jose
   - Cozy 8 Arena Hotel, San Jose
   - Fairmont Hotel, San Jose
   - Holiday Inn, San Jose
   - Ramada Renaissance, San Jose
   - Red Lion Inn, San Jose
   - Islander Motel, San Leandro
   - Apple Farm Inn, San Luis Obispo
   - Embassy Suites, San Luis Obispo
   - Holiday Inn, San Luis Obispo
   - Los Nomados Resort, San Luis Obispo
   - Twin Oaks Golf Course, San Marcos
   - Dunfey San Mateo Hotel, San Mateo
   - Compri Hotel-Proposed, San Pedro
   - Embassy Suites Hotel, San Rafael
   - Marriott Hotel-Proposed, San Ramon
   - Residence Inn, San Ramon
   - AAA Inn, Santa Ana
   - California Palms Hotel, Santa Ana
   - Comfort Inn, Santa Ana
   - Compri Hotel, Santa Ana
   - Embassy Suites Santa Ana, Santa Ana
   - Executive Lodge, Santa Ana
   - Howard Johnson, Santa Ana
   - Quality Inn, Santa Ana
   - Ramada Inn-Orange County, Santa Ana
   - El Encanto Hotel, Santa Barbara
   - Fess Parker's Red Lion Resort, Santa Barbara
   - Four Seasons Hotel, Santa Barbara
   - Montecito Inn, Santa Barbara
   - San Ysidro Ranch, Santa Barbara
   - Santa Barbara Inn, Santa Barbara
   - Biltmore Hotel & Suites, Santa Clara
   - Days Inn, Santa Clara
   - Doubletree Hotel, Santa Clara
   - Embassy Suites, Santa Clara
   - Inn At Saratoga, Santa Clara
   - Marriott Hotel, Santa Clara
   - Quality Suites Hotel, Santa Clara
   - Dream Inn, Santa Cruz
   - Hilton, Santa Maria
   - Motel 6, Santa Maria
   - Econo Lodge-Proposed, Santa Monica
   - Holiday Inn, Santa Monica
   - Holiday Inn at the Pier, Santa Monica
   - Park Hyatt Hotel, Santa Monica
   - Santa Monica Beach Hotel, Santa Monica
   - Santa Monica/Slatkin, Santa Monica
   - Allstar Inn, Santa Rosa
   - Doubletree Hotel, Santa Rosa
   - Fountaingrove Inn, Santa Rosa
   - Holiday Inn, Santa Rosa
   - Round Barn Inn-Proposed, Santa Rosa
   - Sheraton Round Barn, Santa Rosa
   - Days Inn, Seaside
   - Embassy Suites, Seaside
   - Seaside 8 Motel, Seaside
   - Valley Radisson, Sherman Oaks
   - Red Lion, Sonoma
   - Sonoma Mission Inn, Sonoma
   - Holiday Inn - Proposed, Sonora
   - Timberwolf Lodge, South Lake Tahoe
   - Holiday Inn, South San Francisco
   - Hotel-Proposed, South San Francisco
   - Meadowood Resort, St. Helena
   - Hilton Hotel, Stockton
   - Holiday Inn, Stockton
   - La Quinta Hotel, Stockton
   - Motel Orleans, Stockton
   - Paradise Point Manna, Stockton
   - Sheraton-Proposed, Stockton
   - Hilton, Sunnyvale
   - Holiday Inn, Sunnyvale
   - Neighborhood Suites, Sunnyvale
   - Ramada Inn, Sunnyvale
   - Sunnyvale Hilton, Sunnyvale
   - Temecula Creek Inn, Temecula Creek
   - Westlake Plaza Hotel, Thousand Oaks
   - Courtyard by Marriott, Torrance
   - Holiday Inn, Torrance
   - Marriott Hotel, Torrance
   - Residence Inn, Torrance
   - Holiday Inn, Union City
   - MCA Hotel-Proposed, Universal City
   - Comfort Inn, Vallejo
   - Holiday Inn, Van Nuys
   - La Quinta Hotel, Ventura
   - Ocean Resorts, Ventura
   - Sheraton, Ventura
   - Greentree Inn, Victorville
   - Doubletree Inn, Walnut Creek
   - Parkside Hotel, Walnut Creek
   - Ramada Renaissance Hotel, Walnut Creek
   - Royce Hotel-Proposed, Walnut Creek
   - Walnut Creek Project, Walnut Creek
   - Hampton Inn, West Covina
   - Le Bel Age, West Hollywood
   - Le Dufy, West Hollywood
   - Le Mondrian Hotel, West Hollywood
   - Hilton, Whittler
   - Hotel & Conference Center-Proposed, Woodland
   - Marriott Hotel-Woodland Hills, Woodland Hills
   - Skylonda Retreat, Woodside
   - Compri Hotel-Proposed, Yorba Linda
   - Marriott-Tenaya Lodge, Yosemite
   - Motel Orleans, Yuba City

  Colorado
   - Days Inn, Arapahoe
   - Continental Inn, Aspen
   - Ritz-Carlton Hotel-Proposed, Aspen
   - Hampton Inn, Aurora
   - Holiday Inn, Aurora
   - Radisson Hotel, Aurora
   - Radisson Southeast, Aurora
   - Raffles Hotel, Aurora
   - Comfort Inn, Avon
   - Boulder Hotel-Downtown, Boulder
   - Clarion Hotel, Boulder
   - Courtyard by Marriott, Boulder
   - Doubletree Hotel-Proposed, Boulder
   - Hilton Harvest House, Boulder
   - Holiday Inn, Boulder
   - Interlocken Conference Resort-Prop., Boulder
   - Proposed Golf Course, Boulder
   - Residence Inn, Boulder
   - Hilton, Breckenridge
   - Ski Lodge-Proposed, Breckenridge
   - Interlocken Conference Center, Broomfield
   - Interlocken Conference Center-Prop., Broomfield
   - Embassy Suites, Colorado Springs
   - Hilton, Colorado Springs
   - Howard Johnson, Colorado Springs
   - Le Baron Hotel, Colorado Springs
   - Marriott, Colorado Springs
   - Quality Inn, Colorado Springs
   - Red Lion Inn, Colorado Springs
   - Sheraton Inn, Colorado Springs
   - Grand Butte Hotel, Crested Butte
   - Best Western Regency, Denver
   - Brown Palace, Denver
   - Clarion Hotel-Denver Airport, Denver
   - Courtyard by Marriott-Airport, Denver
   - Courtyard by Marriott-Southeast, Denver
   - Days Inn, Denver
   - Denver Airport Hilton Inn, Denver
   - Doubletree Hotel, Denver
   - Embassy Suites, Denver
   - Embassy Suites-Airport, Denver
   - Hilton-Technical Center, Denver
   - Holiday Inn-Downtown, Denver
   - Holiday Inn-West, Denver
   - Jackson's Hole Sport, Denver
   - Marriott-Southeast, Denver
   - Marriott-West, Denver
   - Radisson Hotel, Denver
   - Red Lion Hotel, Denver
   - Regency Inn, Denver
   - La Quinta Inn, Denver - Airport
   - La Quinta, Denver - South
   - Red Lion Inn, Durango
   - Hilton-Denver, Englewood
   - Residence Inn, Englewood
   - Scanticon Conference Center, Englewood
   - Marriott Hotel-Proposed, Fort Collins
   - Holiday Inn, Golden
   - Marriott-Denver West, Golden
   - Ramada Inn, Grand Junction
   - Sheraton-Proposed, Keystone
   - Compri Hotel, Lakewood
   - Hampton Inn, Lakewood
   - Sheraton Inn, Steamboat Springs
   - Proposed Hotel, Telluride
   - Days Inn, Vail
   - Doubletree Hotel, Vail
   - Lodge at Vail, Vail
   - Marriott's Mark Resort, Vail
   - Westin Vail Resort, Vail
   - Ramada Hotel, Westminster
   - Winter Park Resort, Winter Park

  Connecticut
   - Chester Inn-Chester, Chester
   - Inn-Proposed, Chester
   - Super 8-Proposed, Cromwell
   - Danbury Hilton & Towers, Danbury
   - Residence Inn, Danbury
   - Holiday Inn, Darien
   - Howard Johnson Lodge, Darien
   - Ramada Inn, Darien
   - Holiday Inn, East Hartford
   - Howard Johnson Lodge, East Lyme
   - Days Inn-Proposed, Enfield
   - Greenwich Habor Inn, Greenwich
   - Howard Johnson Lodge, Greenwich
   - Showboat Inn, Greenwich
   - Hotel-Proposed, Groton
   - Hilton Hotel, Hartford
   - Holiday Inn-Proposed, Hartford
   - Motel 6, Hartford
   - Ramada Inn, Hartford
   - Sheraton Tobacco Valley Inn, Hartford
   - Summit Hotel, Hartford
   - Super 8 Motel, Hartford
   - Susse Chalet, Hartford
   - Residence Inn By Marriott, Meriden
   - Holiday Inn, Milford
   - Susse Chalet, Milford
   - Howard Johnson Lodge, Mystic
   - Mystic Ramada Inn, Mystic
   - Holiday Inn, New Britain
   - Ramada Inn, New Britain
   - Colony Inn, New Haven
   - Holiday Inn, New Haven
   - Howard Johnson, New Haven
   - Quality Inn, New Haven
   - Residence Inn, New Haven
   - Radisson Hotel, New London
   - Best Western-Proposed, New Milford
   - Courtyard by Marriott, Norwalk
   - Holiday Inn, Norwalk
   - Howard Johnson, Norwalk
   - Ramada Inn, Norwalk
   - Susse Chalet, Rocky Hill
   - Ramada Hotel-Proposed, Shelton
   - Residence Inn - Shelton, Shelton
   - Heritage Village, Southbury
   - Southbury Hotel, Southbury
   - Susse Chalet, Southington
   - Days Inn, Stamford
   - Executive Hotel, Stamford
   - Harley Hotel, Stamford
   - Holiday Inn-Crowne Plaza, Stamford
   - Inn at Mill River, Stamford
   - Le Pavillon Hotel, Stamford
   - Marriott, Stamford
   - Radisson Tara Hotel, Stamford
   - Sheraton, Stamford
   - Best Western-Proposed, Stratford
   - Stratford Motor Lodge, Stratford
   - Marriott Hotel, Trumbull
   - Courtyard by Marriott, Wallingford
   - Susse Chalet, Wallingford
   - Howard Johnson Plaza Hotel, Waterbury
   - Super 8-Proposed, Waterbury
   - Residence Inn-Proposed, Waterford
   - Holiday Inn, Westbury
   - The Island Inn, Westbury
   - Courtyard by Marriott, Windsor
   - Sheraton Tobacco Valley Inn, Windsor
   - Holiday Inn-Proposed, Windsor Locks

  Delaware
   - Wilmington Hilton, Claymont
   - Rusty Rudder, Dewey Beach
   - Residence Inn-Proposed, Newark
   - Hilton Hotel, Wilmington
   - Hotel-Proposed, Wilmington
   - Marriott Suites, Wilmington
   - Residence Inn-Proposed, Wilmington

  District of Columbia
   - All Suite Hotel - Proposed, Washington
   - Bellevue Hotel, Washington
   - Canterbury Hotel, Washington
   - Capital Hilton, Washington
   - Capitol Hill Hotel, Washington
   - Castleton Hotel, Washington
   - Comfort Inn, Washington
   - Convention Center Inn, Washington
   - Dupont Plaza, Washington
   - Embassy Row Hotel, Washington
   - Fairfax Hotel, Washington
   - Fairmont Hotel, Washington
   - Four Seasons Hotel, Washington
   - General Scott Inn, Washington
   - Georgetown Hotel, Washington
   - Grand Hotel, Washington
   - Grand Hyatt, Washington
   - Hampshire House, Washington
   - Harambee House, Washington
   - Hay Adams Hotel, Washington
   - Holiday Inn Crowne Plaza, Washington
   - Holiday Inn-Capitol, Washington
   - Holiday Inn-Georgetown, Washington
   - Holiday Inn-Governor House, Washington
   - Hotel Washington, Washington
   - Howard Johnson, Washington
   - Hyatt Regency-Capitol, Washington
   - Hyatt-Convention Center, Washington
   - International Inn, Washington
   - Intrigue Hotel, Washington
   - Jefferson Hotel, Washington
   - Lombardy Tower Apartment Hotel, Washington
   - Madison Hotel, Washington
   - Manger Annapolis Hotel, Washington
   - Manger Hamilton Hotel, Washington
   - Manger Hay Adams Hotel, Washington
   - Marriott-Key Bridge, Washington
   - Mayflower Hotel, Washington
   - Omni Georgetown Hotel, Washington
   - Omni Shoreham Hotel, Washington
   - Park Terrace Hotel, Washington
   - Phoenix Park Hotel, Washington
   - Plaza Hotel, Washington
   - Potomac Hotel Group, Washington
   - Quality Inn-Capitol Hill, Washington
   - Quality Inn-Downtown, Washington
   - Ramada Inn-Central, Washington
   - Ramada Renaissance Hotel, Washington
   - Ritz-Carlton, Washington
   - River Inn, Washington
   - Riverside Towers, Washington
   - Sheraton City Centre, Washington
   - Sheraton Grand Hotel, Washington
   - Shoreham Hotel, Washington
   - St. James, Washington
   - State Plaza, Washington
   - Statler Hilton Hotel, Washington
   - Washington Hilton, Washington
   - Washington Plaza, Washington
   - Watergate Hotel, Washington
   - Wyndham Bristol Hotel, Washington

  Florida
   - Holiday Inn, Altamonte Springs
   - La Quinta, Altamonte Springs
   - Turnberry Isle Resort, Aventura
   - Boca Raton Hotel and Club, Boca Raton
   - Boca West, Boca Raton
   - Deerfield Beach Hilton, Boca Raton
   - Embassy Suites, Boca Raton
   - Park Place Suite Hotel, Boca Raton
   - Petite Suites, Boca Raton
   - Residence Inn, Boca Raton
   - Days Inn, Brandenton
   - South Seas Resort, Captive Island
   - Days Inn, Clearwater
   - Days Inn-Proposed, Clearwater
   - Holiday Inn - Central/Clearwater, Clearwater
   - La Quinta Inn, Clearwater
   - Sheraton Sand Key Hotel, Clearwater
   - Holiday Inn - Gulfview South, Clearwater Beach
   - Holiday Inn - Surfside North, Clearwater Beach
   - Howard Johnson, Clermont
   - Econolodge, Cocoa Beach
   - Hilton Hotel, Cocoa Beach
   - Holiday Inn, Cocoa Beach
   - Howard Johnson, Cocoa Beach
   - Perkins Restaurant, Cocoa Beach
   - Coconut Grove Hotel, Coconut Grove
   - Mayfair House, Coconut Grove
   - Proposed Hampton Inn, Coconut Grove
   - Biltmore Hotel, Coral Gables
   - Holiday Inn, Coral Gables
   - Holiday Inn (Court), Coral Gables
   - Plantation Hotel, Crystal River
   - Sheraton Inn, Cypress Gardens
   - Budget Inn, Davenport
   - Daytona Beach Surfside Regency, Daytona Beach
   - Howard Johnson, Daytona Beach
   - La Quinta Inn, Daytona Beach
   - Pirates Cove, Daytona Beach
   - Sheraton Inn, Daytona Beach
   - Crown Sterling Suites, Deerfield Beach
   - Days Inn, Deerfield Beach
   - Hilton Hotel, Deerfield Beach
   - Horizon Club, Deerfield Beach
   - Sheraton Inn, Deland
   - Hilton Hotel, Disney World
   - Holiday Inn, Edgewater
   - Knights Inn, Florida City
   - AmeriSuites Hotel-Proposed, Fort Lauderdale
   - Bahia Mar Hotel, Fort Lauderdale
   - Comfort Suites, Fort Lauderdale
   - Compri Hotel-Proposed, Fort Lauderdale
   - Costa Del Sol, Fort Lauderdale
   - Crown Sterling Suites, Fort Lauderdale
   - Days Inn, Fort Lauderdale
   - Embassy Suites Hotel, Fort Lauderdale
   - Executive House, Fort Lauderdale
   - Hilton Hotel, Fort Lauderdale
   - Hilton Inverrary, Fort Lauderdale
   - Holiday Inn - Galleria, Fort Lauderdale
   - Holiday Inn - North Beach, Fort Lauderdale
   - Holiday Inn-Proposed, Fort Lauderdale
   - Marriott Harbor Beach Hotel, Fort Lauderdale
   - Marriott Hotel & Marina, Fort Lauderdale
   - Marriott Hotel-Cypress Road, Fort Lauderdale
   - Pier 66 Hotel and Marina, Fort Lauderdale
   - Port Everglades Hotel, Fort Lauderdale
   - Stouffer Hotel, Fort Lauderdale
   - Days Inn, Fort Meyers
   - Courtyard by Marriott, Fort Myers
   - Holiday Inn, Fort Myers
   - La Quinta Hotel, Fort Myers
   - Sheraton Harbor Place-Proposed, Fort Myers
   - Sheraton Motor Inn, Fort Myers
   - Proposed Hotel, Fort Myers Beach
   - American Way, Fort Pierce
   - Days Inn, Fort Walton Beach
   - Holiday Inn - Airport, Fort.Lauderdale
   - Days Inn-University Center, Gainesville
   - Fairfield Inn, Gainesville
   - Howard Johnson Lodge-I-75, Gainesville
   - La Quinta Hotel, Gainesville
   - University Centre Hotel, Gainesville
   - Holiday Inn, Hialeah
   - Motel, Hillsboro Beach
   - Days Inn, Hollywood
   - Diplomat Hotel, Hollywood
   - Holiday Inn, Hollywood
   - Quality Suites - Oceanside, Indiatlantic
   - Hilton Inn, Inverrary
   - Best Inn, Jacksonville
   - Bradbury Suites-Proposed, Jacksonville
   - Compri Hotel-Proposed, Jacksonville
   - Courtyard By Marriott, Jacksonville
   - Days Inn, Jacksonville
   - Doubletree Club Hotel, Jacksonville
   - Hampton Inn, Jacksonville
   - Hotel-Proposed, Jacksonville
   - Jacksonville Hotel, Jacksonville
   - Residence Inn, Jacksonville
   - Sheraton Hotel, Jacksonville
   - Wyndham Lakes Hotel, Jacksonville
   - Sheraton Beach Hotel, Jensen Beach
   - Howard Johnson, Juno Beach
   - Hilton Hotel, Jupiter
   - Key Biscayne, Key Biscayne
   - Howard Johnson Lodge, Key Largo
   - Casa Marina Marriott, Key West
   - Fairfield Inn, Key West
   - Hampton Inn-Roosevelt Rd., Key West
   - Holiday Inn, Key West
   - Hyatt Hotel, Key West
   - La Concha Holiday Inn, Key West
   - Pier House Inn and Beach Club, Key West
   - Reach Hotel, Key West
   - Santa Maria Hotel, Key West
   - Timeshare Resort, Key West
   - Best Western Vacation Lodge, Kissimmee
   - Days Inn, Kissimmee
   - Days Inn West, Kissimmee
   - Days Lodge, Kissimmee
   - Howard Johnson Plaza Hotel, Kissimmee
   - Howard Johnson's, Kissimmee
   - KOA Campground, Kissimmee
   - Old Town Retail Complex, Kissimmee
   - Quality Suites, Kissimmee
   - Quality Suites-Maingate, Kissimmee
   - Save Inn, Kissimmee
   - Sheraton Lakeside, Kissimmee
   - Suite Hotel-Proposed, Kissimmee
   - Wynfield Inn, Kissimmee
   - Days Inn, Lake Buena Vista
   - Embassy Suites-Proposed, Lake Buena Vista
   - Hilton Hotel-Disney World, Lake Buena Vista
   - Marriott Orlando World Center, Lake Buena Vista
   - Days Inn, Lake City
   - Flagship Inn, Lake County
   - Travelodge Motel, Lake County
   - Lake Park Inn, Lake Park
   - Holiday Inn, Lake Placid
   - Hampton Inn-Proposed, Lakeland
   - Hotel-Proposed, Lakeland
   - Howard Johnson, Lakeland
   - Resort Hotel-Proposed, Lakeland
   - Resort-Imperial Lake-Prpsd., Lakeland
   - Proposed Hotel, Lee County
   - Sonesta Sanibel Harbour, Lee County
   - Holiday Inn, Lido Beach
   - Holiday Inn, Longboat Kay
   - Holiday Inn - Madiera Beach, Madiera
   - Howard Johnson, Marathon
   - Radisson Suite Resort, Marco Island
   - Holiday Inn, Marianna
   - Oceanfront Hotel, Melbourne
   - Quality Suites, Melbourne
   - Bahia Mar Hotel & Yachting Club, Miami
   - Biscayne Bay Marriott, Miami
   - Courtyard by Marriott, Miami
   - Crown Sterling Suites, Miami
   - Doral Ocean Beach Resort, Miami
   - Fairfield Inn, Miami
   - Hilton Hotel-Proposed, Miami
   - Holiday Inn Civic Center, Miami
   - Holiday Inn-Airport (Le Juene Rd.), Miami
   - Holiday Inn-Calder, Miami
   - Howard Johnson Hotel-Broad Causeway, Miami
   - Howard Johnson Hotel-Port of Miami, Miami
   - Howard Johnson Lodge-Golden Glades, Miami
   - Howard Johnson Lodge-Int'l Airport, Miami
   - Hyatt Regency Hotel, Miami
   - Inter-Continental Hotel, Miami
   - Jockey Club, Miami
   - Marriott Hotel-Downtown, Miami
   - Miami Airport Ramada, Miami
   - Proposed AmeriSuites, Miami
   - Propsed Hampton Inn, Miami
   - Residence Inn-Proposed, Miami
   - Sheraton River House, Miami
   - Sofitel Miami, Miami
   - Alexander Hotel, Miami Beach
   - Art Deco Hotel, Miami Beach
   - Cresent Timeshare, Miami Beach
   - Delano Hotel, Miami Beach
   - Doral Beach Hotel, Miami Beach
   - Eden Roc Hotel, Miami Beach
   - Fontainebleu Hotel, Miami Beach
   - Holiday Inn, Miami Beach
   - Holiday Inn-Central, Miami Beach
   - Holiday Inn-North, Miami Beach
   - Holiday Inn-Oceanside, Miami Beach
   - Holiday Inn-South, Miami Beach
   - Hotel-Proposed, Miami Beach
   - Nautilus Club Hotel, Miami Beach
   - Palm Resort on the Ocean, Miami Beach
   - Pan American Radisson, Miami Beach
   - Proposed Hotel, Miami Beach
   - Shelborne Beach Hotel, Miami Beach
   - Sheraton Beach, Miami Beach
   - Solymar Hotel-Proposed, Miami Beach
   - Quality Inn, Naples
   - Quality Inn-Gulfcoast, Naples
   - Registry Hotel at Pelican Bay, Naples
   - Registry Resort-Proposed, Naples
   - Super 8 Motel-Proposed, Naples
   - World Tennis Resort, Naples
   - Hyatt Newporter Hotel, Newport Beach
   - Hilton Hotel, North Redington Beach
   - Masters Economy Inn, North Seffner
   - Amfac Hotel, Orlando
   - Army lodging-Proposed, Orlando
   - Comfort Suites Hotel, Orlando
   - Compri Hotel-Airport-Proposed, Orlando
   - Compri Hotel-Proposed, Orlando
   - Courtyard - Orlando Airport, Orlando
   - Days Inn, Orlando
   - Days Inn and Lodge-Florida Mall, Orlando
   - Days Inn Civic Center, Orlando
   - Days Inn East of Universal Studios, Orlando
   - Days Inn-E/O Magic Kingdom, Orlando
   - Days Inn-Proposed, Orlando
   - Days Inn-Sandlake Road, Orlando
   - Days Suites-E/O Magic Kingdom, Orlando
   - Dolphin Hotel-Proposed, Orlando
   - Dutch Inn, Orlando
   - Embassy Suites, Orlando
   - Fairfield Inn, Orlando
   - Fairfield Inn-Airport, Orlando
   - Grand Cypress Resort, Orlando
   - Hampton Inn - Proposed, Orlando
   - Heritage Inn, Orlando
   - Holiday Inn Central Park, Orlando
   - Holiday Inn Crowne Plaza, Orlando
   - Holiday Inn-Airport, Orlando
   - Holiday Inn-International Drive, Orlando
   - Holiday Inn-Lee Road, Orlando
   - Holiday Inn-Maingate West, Orlando
   - Holiday Inn-Orange Blossom Trail, Orlando
   - Howard Johnson - Walt Disney World, Orlando
   - Howard Johnson-Kirkman, Orlando
   - Howard Johnson-Lake Holden, Orlando
   - Howard Johnson-Maingate, Orlando
   - Hyatt Grand Cypress, Orlando
   - Hyatt Regency Grand Cypress, Orlando
   - Hyatt-W. Irlo Bronson Mem. Hwy., Orlando
   - International Inn, Orlando
   - Kon Tiki Village, Orlando
   - La Quinta Hotel-Airport, Orlando
   - La Quinta Inn, Orlando
   - Omni Orlando, Orlando
   - Orlando Airport Hotel-Proposed, Orlando
   - Orlando Hamiton, Orlando
   - Orlando Plaza Hotel, Orlando
   - Orlando Twin Towers Hotel, Orlando
   - Park Suite Hotel-Proposed, Orlando
   - Peabody Hotel, Orlando
   - Princess Hotel and Spa, Orlando
   - Proposed Wellesley Inn, Orlando
   - Quality Inn, Orlando
   - Radisson Hotel-Aquatic Center, Orlando
   - Regency Inn, Orlando
   - Residence Inn By Marriott, Orlando
   - Rodeway Inn, Orlando
   - Save Inn, Orlando
   - Sheraton Jetport Inn, Orlando
   - Sheraton Lakeside, Orlando
   - Sheraton Twin Towers, Orlando
   - Sonesta Village Resort, Orlando
   - Stouffer Orlando Resort, Orlando
   - Swan Hotel-Proposed, Orlando
   - Thriftway Motel, Orlando
   - Wynfield Inn, Orlando
   - American Way, Osceola
   - Sheraton Gateway Motel, Osceola
   - Brazilian Court Hotel, Palm Beach
   - Heart of Palm Beach Hotel, Palm Beach
   - Hilton Inn, Palm Beach
   - Palm Court, Palm Beach
   - Holiday Inn, Palm Beach Garden
   - Days Inn, Panama City
   - Marriott's Bay Point, Panama City
   - Super 8, Panama City
   - Days Inn, Pensacola
   - Hilton Hotel, Pensacola
   - La Quinta Hotel, Pensacola
   - Residence Inn, Pensacola
   - Super 8, Pensacola
   - Proposed Hampton Inn, Pensacola Beach
   - Comfort Inn, Perdido Key
   - La Quinta, Pinellas County
   - Courtyard by Marriott, Plantation
   - Holiday Inn Plantation, Plantation
   - Sheraton Suites, Plantation
   - Days Inn, Pompano Beach
   - Palm-Aire Spa Resort, Pompano Beach
   - Lodge & Bath Club, Ponte Verde
   - Howard Johnson, Punta Gorda
   - Days Inn, Riviera Beach
   - Safety Harbor Spa, Safety Harbor
   - Holiday Inn, Saint Augustine
   - Howard Johnson, Saint Augustine
   - Courtyard by Marriott, Saint Petersburg
   - Don Ceahsar Beach Resort, Saint Petersburg
   - Hilton Hotel, Saint Petersburg
   - Howard Johnson, Saint Petersburg
   - Ramada Inn, Saint Petersburg
   - Residence Inn, Saint Petersburg
   - Saint Petersburg Motel, Saint Petersburg
   - Sheraton Hotel and Marina, Saint Petersburg
   - Vinoy Park Hotel, Saint Petersburg
   - Countryside Inn, Sanford
   - Days Inn, Sanford
   - Holiday Inn, Sanford
   - Azure Tides Resort-Proposed, Sarasota
   - Days Inn, Sarasota
   - Holiday Inn-Lido Beach, Sarasota
   - Proposed Hotel, Sarasota
   - Holiday Inn, Sebring
   - Embassy Suites, Singer Island
   - Hilton, Singer Island
   - Econo Lodge, Starke
   - Radisson Pan American Hotel, Sunny Isles
   - Best Inn, Tallahassee
   - Courtyard by Marriott, Tallahassee
   - Days Inn-Tallahassee, Tallahassee
   - American Way, Tampa
   - Courtyard by Marriott, Tampa
   - Days Inn, Tampa
   - Embassy Suites-Airport, Tampa
   - Hampton Inn-Airport, Tampa
   - Hilton-Airport, Tampa
   - Holiday Inn, Tampa
   - Holiday Inn Sahal Park, Tampa
   - Holiday Inn-Airport, Tampa
   - Manger Motor Inn, Tampa
   - Marriott Hotel, Tampa
   - Omni Tampa Hotel at Westshore, Tampa
   - Ramada Inn, Tampa
   - Rodeway Inn, Tampa
   - Saddlebrook Resort, Tampa
   - Sheraton Grand West, Tampa
   - Master Economy Inn, Tampa-East(Selfner)
   - Master Economy Inn, Tampa-North(Zephyrhills)
   - Days Inn, Vero Beach
   - Holiday Inn-Countryside, Vero Beach
   - Holiday Inn-Oceanside, Vero Beach
   - Saddlebrook Resort, Wesley Chapel
   - Courtyard by Marriott, West Melbourne
   - Airport Centre, West Palm Beach
   - Courtyard by Marriott, West Palm Beach
   - Days Inn, West Palm Beach
   - Field Palm Hotel, West Palm Beach
   - Hilton-Airport, West Palm Beach
   - Howard Johnson Lodge, West Palm Beach
   - Hyatt Hotel of the Palm Beaches, West Palm Beach
   - Royce Hotel, West Palm Beach
   - Masters Economy Inn, Zephyrhills

  Georgia
   - Atlanta Radisson Hotel, Atlanta
   - Atlanta Terrace Motel, Atlanta
   - Comfort Inn, Atlanta
   - Compri Hotel, Atlanta
   - Courtyard By Marriott-Airport North, Atlanta
   - Courtyard by Marriott-Airport South, Atlanta
   - Courtyard by Marriott-Cumberland, Atlanta
   - Courtyard by Marriott-Executive Pk., Atlanta
   - Courtyard by Marriott-Gwinnett, Atlanta
   - Courtyard by Marriott-Jimmy Carter, Atlanta
   - Courtyard by Marriott-PeachtrDunwdy, Atlanta
   - Courtyard by Marriott-Perimeter, Atlanta
   - Courtyard by Marriott-Rosewell, Atlanta
   - Courtyard by Marriott-Windy Hill, Atlanta
   - Cresthil Inn-Proposed, Atlanta
   - Days Inn, Atlanta
   - Days Inn - Northlake, Atlanta
   - Doubletree Hotel, Atlanta
   - Embassy Suites-Atlanta Perimeter, Atlanta
   - Embassy Suites-Buckhead, Atlanta
   - Embassy Suites-Galleria, Atlanta
   - F.W.W. Hotel, Atlanta
   - Fairfield Inn-Airport, Atlanta
   - Fairfield Inn-Gwinnett, Atlanta
   - Fairfield Inn-North Lake, Atlanta
   - Fairfield Inn-Northwest, Atlanta
   - Fairfield Inn-Peachtree, Atlanta
   - Fairfield Inn-South Lake, Atlanta
   - Hampton Inn-Airport, Atlanta
   - Hilton Inn, Atlanta
   - Holiday Inn Crowne Plaza, Atlanta
   - Holiday Inn-I-20 East, Atlanta
   - Holiday Inn-I-85 Monroe Drive, Atlanta
   - Holiday Inn-Perimeter Dunwooody, Atlanta
   - Hotel-Downtown-Proposed, Atlanta
   - Hotel-Proposed, Atlanta
   - Howard Johnson Hotel-Hartsfield, Atlanta
   - Howard Johnson-Airport, Atlanta
   - Howard Johnson-Northeast, Atlanta
   - Howard Johnson-Northwest, Atlanta
   - Howard Johnson-South, Atlanta
   - Hyatt Atlanta-Airport, Atlanta
   - La Quinta - Stone Mountain, Atlanta
   - La Quinta Hotel, Atlanta
   - La Quinta Hotel-West, Atlanta
   - Marriott Atlanta Airport, Atlanta
   - Marriott Hotel, Atlanta
   - Marriott Hotel-Downtown, Atlanta
   - Marriott Marquis, Atlanta
   - Marriott Suites Hotel-Proposed, Atlanta
   - Marriott-Perimeter, Atlanta
   - Master Economy Inn, Atlanta
   - Motel 6, Atlanta
   - Neighborhood Inn, Atlanta
   - Omni International Hotel, Atlanta
   - Perimeter North Inn, Atlanta
   - Proposed AmeriSuites, Atlanta
   - Quality Inn-Central, Atlanta
   - Radisson Inn, Atlanta
   - Ramada Inn-Perimeter, Atlanta
   - Residence Inn by Marriott-Dunwoody, Atlanta
   - Residence Inn-Airport, Atlanta
   - Residence Inn-Buckhead, Atlanta
   - Residence Inn-Northwest, Atlanta
   - Sheraton Century Center, Atlanta
   - Sheraton-Airport, Atlanta
   - Sporting Club at the Concourse, Atlanta
   - Stouffer Hotel-Proposed, Atlanta
   - Swissotel, Atlanta
   - Terrace Motel, Atlanta
   - Waverly Hotel, Atlanta
   - Westin Lenox Hotel, Atlanta
   - Westin Peachtree Plaza, Atlanta
   - Wyndham Garden Hotel, Atlanta
   - Hyatt Hotel, Atlanta Airport
   - Hampton Inn, Atlanta-Buckhead
   - Courtyard by Marriott, Augusta
   - Landmark Hotel, Augusta
   - Masters Economy Inn - Gordon Hwy., Augusta
   - Masters Economy Inn - Warner Robins, Augusta
   - Masters Economy Inn - Washington Rd, Augusta
   - Holiday Inn, Brunswick
   - Super 8, Brunswick
   - Days Inn, Calhoun
   - Super 8, Cartersville
   - Days Inn, Chamblee
   - Comfort Inn-Proposed, College Park
   - Holiday Inn Crowne Plaza, College Park
   - Courtyard by Marriott, Columbus
   - La Quinta Inn, Columbus
   - Super 8, Columbus
   - Best Inn, Dalton
   - Days Inn, Dalton
   - Holiday Inn-Proposed, Decatur
   - Sheraton Hotel, Decatur
   - Best Western-Perimeter-North, Doraville
   - Days Inn - Gwinnett, Duluth
   - Howard Johnson, Forsyth
   - Holiday Inn-Proposed, Gwinnett County
   - Holiday Inn, Jekyll Island
   - Jekyll Island Inn-Proposed, Jekyll Island
   - Hilton Hotel, Macon
   - Master Economy Inn, Macon
   - Best Inn, Marietta
   - Courtyard by Marriott-Delk Road, Marietta
   - Lafayette Hotel, Marietta
   - Hampton Inn, Marrietta (Atlanta)
   - Master Economy Inn, McDonough
   - Courtyard by Marriott-Perimeter, Norcross
   - Motel 6, Norcross
   - Hilton Hotel, Peachtree Corners
   - Super 8, Rome
   - Best Western, Savannah
   - Courtyard by Marriott, Savannah
   - Days Inn, Savannah
   - Days Inn-Bay Street, Savannah
   - Days Inn-Mall Blvd., Savannah
   - Fairfield Inn, Savannah
   - Hotel-Proposed, Savannah
   - Mulberry Inn, Savannah
   - Radisson Hotel-Proposed, Savannah
   - Royal Savannah, Savannah
   - Sheraton Savannah Resort & C.C., Savannah
   - Town and Country Motel, Savannah
   - Days Inn, Savannah Beach
   - Howard Johnson, Smyrna
   - Master Economy Inn, Tilton
   - Courtyard by Marriott-Northlake, Tucker
   - Master Economy Inn, Warner Robins
   - Super 8, Warner Robins

  Hawaii
   - Hyatt Regency Waikoloa, Hawaii
   - Mauna Kea Hotel, Hawaii
   - Kahala Hilton, Honolulu
   - Plaza Hotel, Honolulu
   - Waikiki Beachcomber, Honolulu
   - Waikiki Hobron, Honolulu
   - Coco Palms Resort, Kauai
   - Kauai Surf Hotel, Kauai
   - Westin Kauai-Kauai Lagoons Resort, Kauai
   - Westin Kauai-Proposed, Kauai
   - Kona Village, Kona
   - Royal Sea Cliff Resort, Kona
   - Westin Kauai at Kauai Lagoon, Lihue
   - Hyatt Regency, Maui
   - Marriott Resort, Maui
   - Maui Lu Hotel, Maui
   - Maui Surf Hotel, Maui
   - Westin Maui, Maui
   - Hawaiian Regent Hotel-Waikiki Beach, Oahu
   - Hotel-Proposed-Schofield Barracks, Oahu
   - Hyatt Regency Waikiki, Oahu
   - Kiahuna Plantation, Poipu Beach, Kauai
   - Transient Lodging Facilities, Schofield Barracks
   - Hilton Hawaiian Village, Waikiki
   - Grand Hyatt Wailea, Wailea

  Idaho
   - Compri Hotel, Boise
   - Holiday Inn, Boise
   - Holiday Inn-Airport, Boise
   - Red Lion Inn, Boise
   - Super 8, Boise
   - Motel 6, Coeur d'Alene
   - Super 8, Coeur d'Alene
   - Proposed Motel, Coure d'Alene
   - Super 8, Lewiston
   - Cotton Tree Inn, Pocatello
   - Super 8, Sand Point
   - Busterback Ranch, Sawtooth Valley

  Illinois
   - Arlington Park Hilton, Arlington Heights
   - Church Creek, Arlington Heights
   - Courtyard by Marriott, Arlington Heights
   - La Quinta Hotel, Arlington Heights
   - Hampton Inn-Proposed, Bedford Park
   - Best Inn, Bloomington
   - Fairfield Inn-Normal, Bloomington
   - Holiday Inn, Bloomington
   - Indian Lakes Resort, Bloomington
   - Ramada Inn, Bloomington
   - Super 8, Bloomington
   - Cresthil-Proposed, Buffalo Grove
   - Holiday Inn, Champaign
   - La Quinta Inn, Champaign
   - Radisson Suites - Champaign, Champaign
   - Suite Hotel-Proposed, Champaign
   - Super 8, Champaign
   - Ambassador West Hotel, Chicago
   - Americana Congress, Chicago
   - Conrad Hilton Hotel, Chicago
   - Courtyard by Marriott-Glenview, Chicago
   - Courtyard by Marriott-Highland, Chicago
   - Courtyard by Marriott-Lincoln, Chicago
   - Courtyard by Marriott-O'Hare, Chicago
   - Courtyard by Marriott-Waukegan, Chicago
   - Courtyard by Marriott-Woodale, Chicago
   - Days Inn, Chicago
   - Executive House, Chicago
   - Fairfield Inn-Lansing, Chicago
   - Fairfield Inn-Willowbrook, Chicago
   - Fairmont Hotel, Chicago
   - Guest Quarters Hotel, Chicago
   - Hilton and Towers, Chicago
   - Hilton-O'Hare, Chicago
   - Holiday Inn-Merchandise Mart, Chicago
   - Howard Johnson-O'Hare Int'l Airport, Chicago
   - Hyatt Regency, Chicago
   - Hyatt Suites Hotel, Chicago
   - Inter-Continental Hotel-Proposed, Chicago
   - La Quinta Inn - Hoffman Est., Chicago
   - Le Meridien, Chicago
   - Lenox House, Chicago
   - Lincoln Hotel, Chicago
   - Mark Twain Hotel, Chicago
   - Marriott-O'Hare, Chicago
   - Mayfair Regent, Chicago
   - McClurg Holiday Inn, Chicago
   - McCormick Inn Hotel, Chicago
   - Morton Hotel, Chicago
   - Omni Ambassador East, Chicago
   - Omni Morton Hotel, Chicago
   - Palmer House Hotel, Chicago
   - Ramada Inn - Lakeshore, Chicago
   - Ramada O'Hare, Chicago
   - Residence Inn-Deerfield, Chicago
   - Residence Inn-Lombard, Chicago
   - Sheraton Hotel-Downtown, Chicago
   - Sheraton Hotel-Proposed, Chicago
   - Sheraton O'Hare, Chicago
   - Sheraton Plaza Hotel, Chicago
   - Summerfield Suites Hotel, Chicago
   - Swissotel, Chicago
   - Tremont Hotel, Chicago
   - Westin Hotel, Chicago
   - Whitehall Hotel, Chicago
   - Hilton Hotel, Collinsville
   - Holiday Inn, Collinsville
   - Super 8, Columbus
   - Super 8, Crystal Lake
   - Super 8, Decatur
   - Courtyard by Marriott, Deerfield
   - Embassy Suites, Deerfield
   - Marriott Suites Hotel, Deerfield
   - Holiday Inn-Chicago, Des Plaines
   - Hotel-Proposed, Des Plaines
   - Compri Hotel-Proposed, Downers Grove
   - Radisson Suite Hotel, Downers Grove
   - Best Inn, Effingham
   - Ramada Inn, Elgin
   - Hampton Inn, Elk Grove Village
   - Marriott Suites, Elk Grove Village
   - Holiday Inn, Elmhurst
   - Orrington Hotel, Evanston
   - Drury Inn, Fairview Heights
   - Conference Center & Resort-Proposed, Fox Lake
   - Holiday Inn, Freeport
   - Hotel-Proposed, Gurnee
   - La Quinta Hotel, Hoffman Estates
   - Carson Inn, Itasca
   - Hamilton Wyndham, Itasca
   - Nordic Hills, Itasca
   - Holiday Inn, Joliet
   - Proposed Harrah's Riverboat, Joliet
   - Days Inn, Kankakee
   - Holiday Inn, LaSalle
   - Marriott Hotel, Lincolnshire
   - Hilton Inn, Lisle
   - Holiday Inn Crowne Plaza, Lisle
   - Embassy Suites, Lombard
   - Holiday Inn, Macomb
   - Best Inn, Marion
   - Best Inn, Mount Vernon
   - Holiday Inn, Mount Vernon
   - Ramada Inn, Mount Vernon
   - Courtyard by Marriott, Naperville
   - Ramada Inn, Naperville
   - Sheraton Naperville, Naperville
   - O'Hareport Hotel, Northlake
   - Courtyard by Marriott, Oakbrook Terrace
   - Super 8, Okawville
   - Fairfield Inn, Peoria
   - Days Inn, Peru
   - Super 8, Peru
   - Courtyard by Marriott, Rockford
   - Fairfield Inn, Rockford
   - Hampton Inn, Rockford
   - Embassy Suites, Rosemont
   - Quality Inn/Clarion, Rosemont
   - Sheraton Int'l At O'Hare, Rosemont
   - Holiday Inn, Salem
   - Compri Hotel, Schaumburg
   - Embassy Suites, Schaumburg
   - Marriott Schaumburg, Schaumburg
   - Holiday Inn, South Beloit
   - Ramada Renaissance Hotel, Springfield
   - Sheraton Inn, Springfield
   - Super 8-East, Springfield
   - Super 8-South, Springfield
   - Jumer's Castle, Urbana
   - Best Inn, Waukegan
   - Super 8, Waukegan

  Indiana
   - Clarion Fourwinds Inn, Bloomington
   - Holiday Inn, Bloomington
   - Inn at the Four Winds, Bloomington
   - Ramada Inn, Bloomington
   - Harbor Point Resort, Brookville Lake
   - Super 8, Columbus
   - Best Inn, Fort Wayne
   - Hilton, Fort Wayne
   - Downtown Hotel, Gary
   - Sheraton, Gary
   - Holiday Inn, Goshen
   - Howard Johnson, Hammond
   - Quality Inn, Hammond
   - Courtyard by Marriott-Airport, Indianapolis
   - Courtyard by Marriott-Carmel, Indianapolis
   - Courtyard by Marriott-Castleton, Indianapolis
   - Embassy Suites-Claypool Center, Indianapolis
   - Fairfield Inn-Castleton, Indianapolis
   - Fairfield Inn-College Park, Indianapolis
   - Hampton Inn-Proposed, Indianapolis
   - Hilton Hotel-Airport, Indianapolis
   - Hilton Inn-Downtown, Indianapolis
   - Holiday Inn-South, Indianapolis
   - Holiday Inn-Southeast, Indianapolis
   - Knights Inn, Indianapolis
   - Midway Motor Lodge, Indianapolis
   - Mohawk Inn, Indianapolis
   - Motel 6, Indianapolis
   - Proposed Fairfield Inn, Indianapolis
   - Proposed Residence Inn, Indianapolis
   - Radisson, Indianapolis
   - Ramada-Airport, Indianapolis
   - Wyndham Garden Hotel, Indianapolis
   - La Quinta Inn, Indianapolis Airport
   - Hilton Inn, Jeffersonville
   - Holiday Inn, La Porte
   - Days Inn, Lafayette
   - Holiday Inn, Lafayette
   - Cotton Mill Inn-Proposed, Madison
   - Hampton Inn, Merrillville
   - Holiday Inn Express, Merrillville
   - La Quinta Inn, Merrillville
   - Hotel Roberts, Muncie
   - Radisson Hotel, Muncie
   - Brown County Inn, Nashville
   - Holiday Inn, Portage
   - Knights Inn, Richmond
   - Holiday Inn, South Bend
   - Howard Johnson, South Bend
   - Signature Inn, Terre Haute
   - Super 8, Terre Haute
   - Courtyard Conversion, Valparaiso
   - Holiday Inn, Vincennes

  Iowa
   - Holiday Inn-Gateway Center, Ames
   - Holiday Inn, Cedar Falls
   - Collins Plaza, Cedar Rapids
   - Holiday Inn, Cedar Rapids
   - Roosevelt Hotel, Cedar Rapids
   - Super 8, Davenport
   - Courtyard by Marriott, Des Moines
   - Fairfield Inn, Des Moines
   - Holiday Inn, Des Moines
   - Holiday Inn - West, Des Moines
   - Holiday Inn-Downtown, Des Moines
   - Holiday Inn-North, Des Moines
   - Ramada Inn, Des Moines
   - Super 8-North, Des Moines
   - Super 8-West, Des Moines
   - Holiday Inn, Iowa City

  Kansas
   - Embassy Suites, Kansas City
   - Fairfield Inn-Overland Park, Kansas City
   - Holiday Inn-Mission Overland Park, Kansas City
   - Fairfield Inn, Kansas City West
   - Holiday Inn, Lawrence
   - University Inn, Lawrence
   - Holiday Inn, Manhattan
   - Courtyard by  Marriott, Overland Park
   - Hampton Inn-Proposed, Overland Park
   - Marriott Hotel, Overland Park
   - Park Inn International, Topeka
   - Super 8, Topeka
   - Canterbury Inn, Wichita
   - Former Sheraton Hotel, Wichita
   - Hilton-East, Wichita
   - Marriott Hotel, Wichita
   - Comfort Inn, Winfield

  Kentucky
   - Conference Center-Proposed, Boone County
   - Howard Johnson, Bowling Green
   - Brown County Inn, Brown County
   - Holiday Inn, Corbin
   - Hotel-Proposed, Covington
   - Thomas More Centre, Crestville Hill
   - Comfort Inn, Elizabethtown
   - Signature Inn, Elkhart
   - Holiday Inn, Florence
   - Signature Inn, Florence
   - Drawbridge Inn, Fort Mitchell
   - Days Inn, Georgetown
   - Days Inn, Henderson
   - Holiday Inn, Henderson
   - Bluegrass Motor Inn, Lexington
   - Courtyard by Marriott, Lexington
   - Holiday Inn, Lexington
   - Holiday Inn-East, Lexington
   - Holiday Inn-North, Lexington
   - Hyatt Hotel, Lexington
   - Knights Inn, Lexington
   - Super 8-Proposed, London
   - Brown Hotel, Louisville
   - Courtyard by Marriott-East, Louisville
   - Holiday Inn, Louisville
   - Holiday Inn South, Louisville
   - Holiday Inn-Central, Louisville
   - Holiday Inn-Northeast, Louisville
   - Ramada Inn, Louisville
   - Ramada Inn-East, Louisville
   - Signature Inn, Louisville
   - Days Inn, Madisonville
   - Executive Inn, Owensboro
   - Super 8-Proposed, Radcliff
   - Holiday Inn, Richmond

  Louisiana
   - Howard Johnson, Alexandria
   - Capital House, Baton Rouge
   - Convention Center Hotel-Proposed, Baton Rouge
   - Courtyard by Marriott, Baton Rouge
   - Crown Sterling Suites, Baton Rouge
   - Embassy Suites, Baton Rouge
   - Hilton Hotel, Baton Rouge
   - Holiday Inn-East, Baton Rouge
   - Holiday Inn-South, Baton Rouge
   - Holiday Inn-West, Baton Rouge
   - La Quinta Inn, Baton Rouge
   - Prince Murat Hotel, Baton Rouge
   - Proposed Homewood Suites, Baton Rouge
   - Quality Inn, Bossier City
   - Ramada Inn, Hammond
   - Ramada Inn, Houma
   - Holiday Inn - New Orleans, Kenner
   - Sheraton, Kenner
   - Hilton Hotel, Lafayette
   - La Quinta Hotel, Lafayette
   - Gateway Hotel, Metairie
   - Howard Johnson-Airport, Metairie
   - Canal Street Hotels L.P., New Orleans
   - Clarion Hotel, New Orleans
   - Days Inn, New Orleans
   - Fairmont Roosevelt Hotel, New Orleans
   - Hampton Inn-Proposed, New Orleans
   - Holiday Inn Crowne Plaza, New Orleans
   - Hostellerie de la Poste, New Orleans
   - Hotel Meridien, New Orleans
   - Hyatt Regency, New Orleans
   - Iberville Hotel, New Orleans
   - Inter-Continental Hotel, New Orleans
   - La Quinta Inn, New Orleans
   - Landmark Bourbon, New Orleans
   - Le Meridien New Orleans, New Orleans
   - Maison Dupuy, New Orleans
   - Marriott Hotel, New Orleans
   - Omni Royal Orleans, New Orleans
   - Ramada Inn, New Orleans
   - Saint Louis Hotel, New Orleans
   - St. Ann/Marie Antoinette, New Orleans
   - Warwick, New Orleans
   - Westin Hotel, New Orleans
   - Residence Inn, Shreveport
   - Super 8, Shreveport

  Maine
   - Hilton Inn, Bangor
   - Ramada Inn, Bangor
   - Residence Inn by Marriott-Proposed, Bangor
   - Inn By The Sea, Cape Elizabeth
   - Hotel-Proposed, Orchard Beach
   - Hotel-Proposed, Portland
   - Portland Regency, Portland
   - Ramada Inn, Portland
   - Sheraton Tara Portland, Portland
   - Susse Chalet, Portland
   - Susse Chalet, Portland (In-town)
   - Keddy's Motor Inn of Maine, Presque Isle
   - Hampton Inn, South Portland
   - Sheraton Inn, South Portland

  Maryland
   - Budget Hotel-Proposed, Aberdeen
   - Chesapeake House, Aberdeen
   - Holiday Inn, Aberdeen
   - Motel-Proposed, Aberdeen
   - Annapolis Hotel, Annapolis
   - Courtyard by Marriott-Riva Road, Annapolis
   - Governor Calvert House, Annapolis
   - Historic Inns of Annapolis, Annapolis
   - Hotel-Proposed, Annapolis
   - Howard Johnson, Annapolis
   - Marriott Hotel, Annapolis
   - Maryland Inn, Annapolis
   - Quality Royale Hotel, Annapolis
   - Ramada Hotel, Annapolis
   - Robert Johnson House, Annapolis
   - Brookshire Hotel, Baltimore
   - Courtyard by Marriott-BWI Airport, Baltimore
   - Days Inn, Baltimore
   - Harbor Court Hotel, Baltimore
   - Harrison's at Pier 5, Baltimore
   - Hilton Hotel, Baltimore
   - Holiday Inn-Belmont Blvd., Baltimore
   - Holiday Inn-Cromwell Bridge, Baltimore
   - Holiday Inn-Glen Burnie, Baltimore
   - Holiday Inn-Inner Harbor, Baltimore
   - Holiday Inn-Int'l Airport, Baltimore
   - Holiday Inn-Moravia Road, Baltimore
   - Holiday Inn-Pikesville, Baltimore
   - Holiday Inn-South Glen Burnie, Baltimore
   - Hotel-Proposed, Baltimore
   - Howard Johnson-Proposed, Baltimore
   - Johns Hopkins Hotel-Proposed, Baltimore
   - Lord Baltimore Hotel, Baltimore
   - Omni International Hotel, Baltimore
   - Ramada Inn-I-695 West, Baltimore
   - Susse Chalet, Baltimore
   - Susse Chalet Inn-BWI Airport, Baltimore
   - Susse Chalet Inn-Golden Ring, Baltimore
   - Bethesda Metro Center, Bethesda
   - Guest Quarters, Bethesda
   - Hyatt Regency Hotel, Bethesda
   - Linden Hill Hotel, Bethesda
   - Omni Linden Hotel, Bethesda
   - Residence Inn, Bethesda
   - Bethseda Metro Center, Bethseda
   - Guest Quarters, Bethseda
   - Residence Inn - Proposed, Bethseda
   - Comfort Suites-Proposed, Bowie
   - Days Inn, Capital Heights
   - Residence Inn, Cockneysville
   - Abbey, College Park
   - Best Western Maryland, College Park
   - Holiday Inn, College Park
   - Sheraton Inn, Dorsey
   - Days Inn, Easton
   - Mariner Inn, Easton
   - Holiday Inn, Frederick
   - Compri Hotel, Gaithersburg
   - Marriott Hotel, Gaithersburg
   - Century XXI Resort, Germantown
   - Comfort Inn, Germantown
   - Hampton Inn, Glen Burnie
   - Residence Inn-Proposed, Greenbelt
   - Courtyard by Marriott, Hunt Valley
   - Hunt Valley Embassy Suites, Hunt Valley
   - Hunt Valley Marriott, Hunt Valley
   - Susse Chalet Inn, Jessup
   - Courtyard by Marriott, Landover
   - Quality Inn-Proposed, Landover
   - Days Inn, Lanham
   - Best Western Maryland, Laurel
   - Days Inn, Laurel
   - Holiday Inn, Laurel
   - Susse Chalet, Linthicum
   - Howard Johnson Plaza Hotel, New Carrollton
   - Carousel Hotel, Ocean City
   - Days Inn, Ocean City
   - Susse Chalet, Oxon Hill
   - Hotel-Proposed, Prince Georges County
   - Budget Hotel-Proposed, Rockville
   - Comfort Inn, Rockville
   - Courtyard by Marriott, Rockville
   - Days Inn-Congressional Park, Rockville
   - Holiday Inn Crowne Plaza, Rockville
   - Quality Inn-Proposed, Rockville
   - Ramada Inn, Rockville
   - Salisbury Hotel, Salisbury
   - Sheraton Hotel, Salisbury
   - Courtyard by Marriott, Silver Spring
   - Quality Inn-Proposed, Silver Spring
   - Comfort Inn-Proposed, Solomons Island
   - Holiday Inn, Towson
   - Quality Inn-Proposed, Westminster

  Massachusetts
   - Susse Chalet, Amsbury
   - Courtyard by Marriott, Andover
   - Marriott Hotel, Andover
   - Stouffer Bedford Glen Hotel, Bedford
   - Anthony's Pier Four, Boston
   - Battery Wharf Hotel-Proposed, Boston
   - Boston Harbor Hotel, Boston
   - Boston World Trade Center, Boston
   - Bostonian Hotel, Boston
   - Colonnade Hotel, Boston
   - Commonwealth Center Hotel, Boston
   - Compri Hotel-Proposed, Boston
   - Copley Plaza Hotel, Boston
   - Courtyard by Marriott-Foxborough, Boston
   - Econo Lodge-Proposed, Boston
   - Harborside Conf. Center-Proposed, Boston
   - Hilton-Back Bay, Boston
   - Hilton-Logan, Boston
   - Holiday Inn-Government Center, Boston
   - Hotel - Proposed, Boston
   - Hyatt Fan Pier-Proposed, Boston
   - Hyatt Harborside-Proposed, Boston
   - Lafayette Hotel, Boston
   - Lenox Hotel, Boston
   - Marriott Copley Place, Boston
   - Meridien Hotel, Boston
   - Omni Parker House, Boston
   - Residence Inn, Boston
   - Ritz-Carlton, Boston
   - Statler Hilton Hotel, Boston
   - Tremont House Hotel, Boston
   - World Trade Center Hotel - Proposed, Boston
   - Marriott Hotel, Boston/Newton
   - Sheraton Tara Hotel, Braintree
   - Ocean Edge Inn & Conference Center, Brewster
   - Holiday Inn, Brookline
   - Days Inn, Burlington
   - Charles Hotel, Cambridge
   - Hyatt Hotel, Cambridge
   - Royal Sonesta Hotel, Cambridge
   - The Charles Hotel, Cambridge
   - Chatham Bars Inn, Chatham
   - Chelmsford Radisson Hotel, Chelmsford
   - Best Western Motor Lodge, Chicopee
   - Cummington Farm Resort-Proposed, Cummington
   - Appleton Inn, Danvers
   - Howard Johnson Hotel, Danvers
   - Radisson Ferncroft Hotel, Danvers
   - Residence Inn - Proposed, Danvers
   - Dedham Comfort Inn, Dedham
   - Holiday Inn, Dedham
   - Wequassett Inn, East Harwich
   - Harbor View Hotel, Edgartown
   - Kelley House, Edgartown
   - Airport Inn, Fall River
   - Sea Crest Hotel, Falmouth
   - Sheraton Inn, Falmouth
   - Radisson Hotel, Ferncroft
   - Sheraton Tara Hotel, Framingham
   - Hotel-Proposed, Franklin
   - Hotel-Proposed, Haverhill
   - Susse Chalet, Holyoke
   - Dunfey Hyannis Hotel, Hyannis
   - Heritage House Hotel, Hyannis
   - Holiday Inn, Hyannis
   - Sheraton Regal Inn, Hyannis
   - Tara Hyannis, Hyannis
   - Canyon Ranch-Berkshires, Lenox
   - Cranwell Hotel and Conference Ctr., Lenox
   - Spa/Resort-Proposed, Lenox
   - Holiday Inn, Leominster
   - Lexington Sheraton, Lexington
   - Residence Inn-Proposed, Littleton
   - Appleton Inn, Lowell
   - Hilton Hotel, Lowell
   - Town House Motor Inn, Lowell
   - Holiday Inn, Marlboro
   - Susse Chalet, Middleboro
   - Sheraton Milford Hotel, Milford
   - Holiday Inn, Natick
   - Skipper's Inn, New Bedford
   - Days Inn, Newton
   - Howard Johnson, Newton
   - Marriott Hotel, Newton
   - Sheraton - Wayfarer, Newton
   - Sheraton Tara, Newton
   - Susse Chalet, Newton
   - North Adams Inn, North Adams
   - Hilton Inn, Northampton
   - Hotel Northampton, Northampton
   - Factory Mutual Hotel, Norwood
   - University Inn, Oxford
   - Holiday Inn, Peabody
   - Berkshire Commons Hotel, Pittsfield
   - Hotel-Proposed, Plymouth
   - Hawthorne Hotel, Salem
   - Days Inn, Saugus
   - Susse Chalet, Seekonk
   - Howard Johnson, Somerset
   - Somerset Omni, Somerset
   - Federal House Inn, South Lee
   - Holiday Inn, Springfield
   - Howard Johnson, Springfield
   - Monarch Place, Springfield
   - Treadway Inn, Springfield
   - Publick House, Sturbridge
   - Sheraton, Sturbridge
   - Regency Inn of Taunton, Taunton
   - Holiday Inn, Tewksbury
   - Susse Chalet, Tewksbury
   - Susse Chalet, Waltham
   - Vista Waltham House, Waltham
   - Hampton Inn, West Springfield
   - Westford Regency Hotel, Westford
   - The Westminster Village Inn, Westminster
   - The Orchards, Williamstown
   - Treadway Inn, Williamstown
   - Days Inn, Woburn
   - Howard Johnson, Woburn
   - Radisson Hotel, Woburn
   - Ramada Inn, Woburn
   - Susse Chalet, Woburn
   - Marriott Hotel, Worcester
   - Alladin Motor Inn, Yarmouth
   - Flagship Motor Inn, Yarmouth
   - Gull Wing Suites Hotel, Yarmouth

  Michigan
   - Motel-Proposed, Adrian
   - Ramada Inn, Allen Park
   - Holiday Inn-Alpena, Alpena
   - Compri Hotel-Proposed, Ann Arbor
   - Hampton Inn-North, Ann Arbor
   - Hampton Inn-South, Ann Arbor
   - Hilton Hotel, Ann Arbor
   - Holiday Inn-East, Ann Arbor
   - Holiday Inn-West, Ann Arbor
   - Residence Inn, Ann Arbor
   - Sheraton Hotel, Ann Arbor
   - AmeriSuites Hotel-Proposed, Auburn Hills
   - Holiday Inn, Auburn Hills
   - Knights Inn, Battle Creek
   - Super 8, Battle Creek
   - Bay Valley Inn, Bay City
   - Howard Johnson, Belleville
   - Fairfield Inn-Airport, Charlotte
   - Courtyard by Marriott, Dearborn
   - Courtyard by Marriott-Airport, Detroit
   - Courtyard by Marriott-Auburn Hills, Detroit
   - Courtyard by Marriott-Livonia, Detroit
   - Days Inn, Detroit
   - Downtown Hotel-Proposed, Detroit
   - Fairfield Inn-Airport, Detroit
   - Fairfield Inn-Auburn Hills, Detroit
   - Fairfield Inn-Warren, Detroit
   - Fairfield Inn-West, Detroit
   - Golden Harp, Detroit
   - Hampton Inn, Detroit
   - Hilton-Airport, Detroit
   - Hilton-North Field, Detroit
   - Holiday Inn, Detroit
   - Holiday Inn-Metro Airport, Detroit
   - Hotel Pontchartrain, Detroit
   - Omni Detroit, Detroit
   - Westin Hotel Renaissance Center, Detroit
   - Holiday Inn, East Lansing
   - Holiday Inn-Proposed, East Lansing
   - Knights Inn, Flint
   - Amway Hotel, Grand Rapids
   - Holiday Inn, Grand Rapids
   - Grand Traverse Resort, Grand Traverse Village
   - Holiday Inn, Howell
   - Jackson Hotel, Jackson
   - Fairfield Inn, Kalamazoo
   - Hilton-Kalamazoo Center, Kalamazoo
   - Holiday Inn, Kalamazoo
   - Radison Plaza Hotel, Kalamazoo
   - Residence Inn, Kalamazoo
   - Super 8, Kalamazoo
   - Embassy Suites-Proposed, Lansing
   - Holiday Inn, Lansing
   - Motel 6, Lansing
   - Quality Suites Hotel, Lansing
   - Compri Hotel-Proposed, Livonia
   - Embassy Suites, Livonia
   - Embassy Suites-Proposed, Livonia
   - Holiday Inn, Livonia
   - Marriott Hotel, Livonia
   - Fairfield Inn, Madison Heights
   - Residence Inn, Madison Heights
   - Holiday Inn, Marquette
   - Knights Inn, Monroe
   - Comfort Inn-Proposed, Mount Clemens
   - Holiday Inn, Muskegan
   - Super 8, Muskegon
   - Hilton Hotel, Novi
   - Holiday Inn-Petoskey, Petoskey
   - Mayflower Hotel, Plymouth
   - Inn at the Bridge, Port Huron
   - Radisson Hotel, Romulus
   - Holiday Inn-East, Saginaw
   - Super 8, Saginaw
   - Courtyard by Marriott, Southfield
   - Embassy Suites, Southfield
   - Hilton Hotel, Southfield
   - Marriott Hotel, Southfield
   - Ramada Inn, Southfield
   - Residence Inn, Southfield
   - The Garden Inn, Southfield
   - Comfort Suites-Proposed, Sterling Heights
   - Holiday Inn, Sturgis
   - Grand Traverse Resort, Traverse City
   - Hampton Inn, Traverse City
   - Park Place Hotel, Traverse City
   - Courtyard by Marriott, Troy
   - Holiday Inn, Troy
   - Marriott, Troy
   - Residence Inn, Troy
   - Courtyard by Marriott, Warren
   - Days Inn, Warren
   - Holiday Inn, Warren
   - Motel 6, Warren
   - Residence Inn, Warren
   - Van Dyke Hotel & Conference Center, Warren
   - Bob Evans Restaurant, Wyoming
   - Super 8, Wyoming
   - Radisson Resort-Conference Center, Ypsilanti

  Minnesota
   - Embassy Suites, Bloomington
   - Hilton Airport Hotel, Bloomington
   - Hilton Hotel, Bloomington
   - Howard Johnson Lodge, Bloomington
   - Marriott Hotel, Bloomington
   - Ramada Inn, Bloomington
   - Days Inn - Minneapolis, Brooklyn Center
   - Residence Inn, Eagan
   - Compri Hotel-Proposed, Minneapolis
   - Courtyard by Marriott-Eden Prairie, Minneapolis
   - Courtyard by Marriott-Mendota, Minneapolis
   - Days Inn, Minneapolis
   - Dyckman Hotel, Minneapolis
   - Hilton Inn, Minneapolis
   - Holiday Inn-Downtown, Minneapolis
   - Hotel-Proposed, Minneapolis
   - Luxeford Hotel, Minneapolis
   - Marquette, Minneapolis
   - Marriott City Center Hotel, Minneapolis
   - Marriott-Minnetonka, Minneapolis
   - Motel 6, Minneapolis
   - Omni-Northstar, Minneapolis
   - Radisson Hotel, Minneapolis
   - Ramada Inn, Minneapolis
   - Sheraton Minneapolis, Minneapolis
   - Sofitel, Minneapolis
   - Motel-Proposed, Montevideo
   - Days Inn, Plymouth
   - Hotel-Proposed, Rochester
   - Howard Johnson, Rochester
   - Motel 6, Rochester
   - Radisson Hotel, Rochester
   - Days Inn, Roseville
   - Holiday Inn, Saint Paul
   - Holiday Inn-Town Square, Saint Paul
   - Hotel-Proposed, Saint Paul
   - Inn and Expo Center, Saint Paul
   - World Trade Hotel, Saint Paul
   - Wayzata Conference Center, Wayzata

  Mississippi
   - Howard Johnson, Biloxi
   - Holiday Inn, Greenwood
   - Motel 6, Hattlesburg
   - Hampton Inn, Jackson
   - Howard Johnson, Jackson
   - Ramada Inn-Proposed, Jackson
   - Residence Inn, Jackson
   - Cabot Lodge, Ridgeland
   - Holiday Inn, Vicksburg

  Missouri
   - Ramada Inn, Columbia
   - Howard Johnson-North St. Louis, Hazelwood
   - Super 8, Independence
   - La Quinta Inn, Jackson - North
   - Capital Plaza, Jefferson City
   - Ramada Inn, Jefferson City
   - Days Inn, Joplin
   - Super 8, Joplin
   - Allis Plaza, Kansas City
   - Americana Hotel, Kansas City
   - AmeriSuites Hotel-Proposed, Kansas City
   - Doubletree Hotel, Kansas City
   - Embassy Suites, Kansas City
   - Fairfield Inn-West, Kansas City
   - Hilton - Proposed, Kansas City
   - Hilton Inn, Kansas City
   - Historic Suites Hotel, Kansas City
   - Holiday Inn, Kansas City
   - Holiday Inn Crowne Plaza, Kansas City
   - Holiday Inn-Proposed, Kansas City
   - Proposed Sheraton Hotel, Kansas City
   - Radisson Suite Hotel, Kansas City
   - Resort Hotel - Proposed, Kansas City
   - Marriott-Tan-Tar-A, Lake of the Ozarks
   - Super 8, Liberty
   - Super 8, North Kansas City
   - Inn at Grand Glaize, Osage Beach
   - Super 8, Saint Joseph
   - Clarion, Saint Louis
   - Courtyard by Marriott-Creve Coeur, Saint Louis
   - Courtyard by Marriott-Downtown, Saint Louis
   - Courtyard by Marriott-Westport, Saint Louis
   - Days Inn, Saint Louis
   - Doubletree Hotel, Saint Louis
   - Drury Inn, Saint Louis
   - Embassy Suites, Saint Louis
   - Fairfield Inn-Hazel, Saint Louis
   - Henry VIII Hotel, Saint Louis
   - Hilton Hotel-Bel Air, Saint Louis
   - Holiday Inn Sports Complex, Saint Louis
   - Holiday Inn-Airport North, Saint Louis
   - Holiday Inn-Downtown, Saint Louis
   - Holiday Inn-Riverfont, Saint Louis
   - Howard Johnson-South, Saint Louis
   - Mayfair Hotel, Saint Louis
   - Omni-St. Louis Station, Saint Louis
   - Ramada Inn-Westport, Saint Louis
   - Residence Inn-Chesterfield, Saint Louis
   - Residence Inn-Richmond Heights, Saint Louis
   - Ritz-Carlton Hotel, Saint Louis
   - Sheraton-Airport, Saint Louis
   - St. Louis Airport Hilton, Saint Louis
   - St. Louis Airport Radisson Hotel, Saint Louis
   - St. Louisian Hotel, Saint Louis
   - Stouffer Concourse Hotel, Saint Louis
   - Super 8, Saint Louis
   - Marriott Hotel, Saint Louis County
   - Holiday Inn, Springfield
   - Sheraton Inn, Springfield
   - Super 8, Springfield
   - Executive Inn & Office Building, St. Louis
   - Holiday Inn, St. Louis
   - Howard Johnson Hotel, St. Louis
   - Hotel-Proposed, Unity Village
   - Holiday Inn, Wendtzville

  Montana
   - Sheraton Hotel, Billings
   - Super 8, Billings
   - Super 8, Great Falls
   - Super 8, Helena
   - Super 8, Kalispell
   - Holiday Inn, Missoula
   - Red Lion Inn, Missoula

  Nebraska
   - Holiday Inn, Kearney
   - Best Western Airport Inn, Lincoln
   - Holiday Inn-Airport, Lincoln
   - Holiday Inn-Northeast, Lincoln
   - Howard Johnson, North Platte
   - Marriott Hotel, Omaha
   - Ramada Inn, Omaha
   - Red Lion Inn, Omaha

  Nevada
   - Lake Mead Resort, Boulder City
   - Ormsby House Hotel and Casino, Carson City
   - Super 8, Carson City
   - Doubletree Hotel and Resort, Cathedral City
   - Best Western Motel - Proposed, Jackpot
   - Airport Inn, Las Vegas
   - Aladdin Hotel and Casino, Las Vegas
   - Alexis Park Resort Hotel, Las Vegas
   - Casino Hotel-Proposed, Las Vegas
   - Courtyard by Marriott, Las Vegas
   - El Rancho Hotel and Casino, Las Vegas
   - Hotel and Casino-Proposed, Las Vegas
   - Jockey Club Hotel and Casino, Las Vegas
   - La Quinta Hotel, Las Vegas
   - Paradise Resort, Las Vegas
   - Residence Inn, Las Vegas
   - Silverbird Casino, Las Vegas
   - Super 8-Proposed, Las Vegas
   - The Mirage, Las Vegas
   - Tropicana Travelodge, Las Vegas
   - Westward Ho Casino, Las Vegas
   - Echo Bay Resort, Overton
   - Holiday Inn, Reno
   - La Quinta Hotel, Reno
   - Quality Inn and Casino, Reno
   - Red Lion Hotel-Proposed, Reno

  New Hampshire
   - Sheraton Wayfarer, Bedford
   - Hampton Inn, Bow
   - Mount Washington Resort, Bretton Woods
   - Balsams Hotel, Dixville Notch
   - Sheraton Inn-Lamie's Tavern, Hampton
   - Woodbound Inn, Jaffrey
   - Brickyard Mountain Inn, Laconia
   - Loon Mountain Hotel, Lincoln
   - Appleton Inns, Manchester
   - Holiday Inn Center, Manchester
   - Sheraton Wayfarer, Manchester
   - Susse Chalet, Manchester
   - Clarion Somerset Hotel, Nashua
   - Hotel-Proposed, Nashua
   - Tara Sheraton Nashua, Nashua
   - Wentworth by the Sea, Newcastle
   - Susse Chalet, Portsmouth
   - Wentworth-by-the-Sea, Portsmouth
   - Salem Inn, Salem
   - Susse Chalet, Salem
   - Landmarc Lodge-East, Waterville Valley
   - Landmarc Lodge-West, Waterville Valley
   - Silver Squirrel Inn, Waterville Valley
   - Snowy Owl Inn, Waterville Valley
   - Chalet Susse International, Inc., Wilton

  New Jersey
   - Marriott Seaview Golf Resort, Abescon
   - Howard Johnson Hotel, Absecon
   - Seaview Country Club, Absecon
   - Berkeley Carteret Hotel, Asbury Park
   - Caesar's Hotel and Casino, Atlantic City
   - Casino Hotel-Proposed, Atlantic City
   - Deauville Hotel, Atlantic City
   - Diplomat Hotel, Atlantic City
   - Hampton Inn, Atlantic City
   - Harrah's Marina Hotel Casino, Atlantic City
   - Lafayette Hotel, Atlantic City
   - Resorts Int'l Hotel and Casino, Atlantic City
   - Royal Inn, Atlantic City
   - Sands Hotel and Casino, Atlantic City
   - Traymore Hotel Site, Atlantic City
   - Tropicana Hotel and Casino, Atlantic City
   - World International Hotel, Atlantic City
   - Bernards Inn, Bernardsville
   - Hotel-Proposed, Bridgewater
   - Proposed Hotel, Camden
   - Cherry Hill Hyatt, Cherry Hill
   - Cherry Hill Inn, Cherry Hill
   - Ramada Inn, Clifton
   - Comfort Suites, E. Rutherford
   - Ramada Renaissance, East Brunswick
   - Sheraton Inn, East Brunswick
   - Sheraton - Per Diem, East Rutherford
   - Holiday Inn-Raritan Center, Edison
   - Hotel-Proposed, Edison
   - Ramada Inn, Edison
   - Best Western Hotel, Egg Harbor Township
   - Newark Airport Vista Hotel, Elizabeth
   - Ramada Inn-Proposed, Elizabeth
   - Sheraton Inn, Elizabeth
   - Marriott Suite Hotel-Proposed, Elmwood Park
   - Howard Johnson, Englewood
   - Conference Center, Farleigh Dickinson
   - Motel-Proposed, Flemington
   - Hamilton Park Conference Center, Florham Park
   - Courtesy Motel, Fort Lee
   - Ramada Inn-Proposed, Franklin Township
   - Playboy Resort, Great Gorge
   - Marriott Hotel, Hanover
   - Sheraton Hotel, Hasbrouck Heights
   - Holiday Inn, Jamesburg
   - Restaurant at Port Liberte, Jersey City
   - Harrogate Senior Living Facility, Lakewood
   - Courtyard by Marriott, Lincroft
   - Hotel-Proposed, Long Branch
   - Comfort Inn, Mahwah
   - Courtyard by Marriott, Mahwah
   - Residence Inn-Proposed, Mahwah
   - Economy Lodge - Proposed, Meadowlands
   - Holiday Inn, Meadowlands
   - Hotel-Proposed, Meadowlands
   - Meadowlands Hilton, Meadowlands
   - Sheraton Hotel, Meadowlands
   - Forsgate Conference Center, Monroe Township
   - Conference Center, Morristown
   - Governor Morris Inn, Morristown
   - Headquarters Plaza Hotel, Morristown
   - Pleasantville Farms Conference Cent, Morristown
   - Howard Johnson Lodge, Mount Holly
   - Courtyard by Marriott, Mount Laurel
   - Hilton, Mount Laurel
   - Days Hotel, New Brunswick
   - Hyatt Hotel, New Brunswick
   - Rennaisance Hotel, New Brunswick
   - Residence Inn - Princeton, New Jersey
   - Airport Hotel-Proposed, Newark
   - Courtyard by Marriott-Airport, Newark
   - Holiday Inn, Newark
   - Holiday Inn-Airport North, Newark
   - Hotel-Proposed, Newark
   - Howard Johnson Hotel, Newark
   - Days Inn, North Bergen
   - Holiday Inn, North Brunswick
   - Port-O-Call, Ocean City
   - Sting Ray Motel, Ocean City
   - Hotel-Proposed, Ocean Grove
   - Spray View Hotel, Ocean Grove
   - Macy Hotel-Proposed, Paramus
   - Red Carpet Inn, Paramus
   - Residence Inn-Proposed, Paramus
   - Marriott Hotel-Proposed, Park Ridge
   - Embassy Suites, Parsippany
   - Hilton, Parsippany
   - Residence Inn-Proposed, Parsippany
   - Howard Johnson, Phillipsburg
   - Hotel-Proposed, Piscataway
   - Residence Inn-Proposed, Piscataway
   - Compri Hotel-Proposed, Princeton
   - Hyatt Regency, Princeton
   - Marriott Hotel, Princeton
   - Omni Nassau Inn, Princeton
   - Treadway Inn, Princeton
   - Howard Johnson, Ridgefield Park
   - Hotel-Proposed, Rockleigh
   - Hotel-Proposed, Roxbury Township
   - Ramada Inn, Runnemede
   - Howard Johnson, Saddle Brook
   - Marriott Hotel, Saddle Brook
   - Days Inn, Secaucus
   - Howard Johnson, Secaucus
   - Ramada Inn, Secaucus
   - Hilton At Short Hills, Short Hills
   - Pier 4 Motel, Somers Point
   - Garden State Convention Center, Somerset
   - Holiday Inn, Somerset
   - Marriott Hotel, Somerset
   - Neighborhood Suites-Proposed, Somerset
   - Sommerset Plaza Hotel, Somerset
   - Summerfield Suites Hotel, Sommerset
   - Hewitt Wellington Hotel, Spring Lake
   - Hotel-Proposed, Spring Lake
   - Loews Glenpointe Hotel, Teaneck
   - Appleton Inn, Tinton Falls
   - Envoy Inn, Tinton Falls
   - Hilton Inn, Tinton Falls
   - Residence Inn, Tinton Falls
   - Sunrise Suite Hotel, Tinton Falls
   - Hotel-Proposed, Toms River
   - Hotel-Proposed, Turnersville
   - Hotel-Proposed, Wayne
   - Howard Johnson-Proposed, Wayne
   - Holiday Inn, Wildwood Crest
   - Motel, Wrightstown

  New Mexico
   - Compri Hotel-Proposed, Albuquerque
   - Courtyard by Marriott-Airport, Albuquerque
   - Fairfield Inn-Proposed, Albuquerque
   - Hampton Inn, Albuquerque
   - Hilton Hotel, Albuquerque
   - Holiday Inn, Albuquerque
   - Marriott Hotel, Albuquerque
   - Radisson Suite Hotel-Proposed, Albuquerque
   - Residence Inn, Albuquerque
   - Rodeway Inn, Albuquerque
   - Winrock Motor Inn, Albuquerque
   - La Quinta Inn, Albuquerque - Airport
   - Corkin's Lodge, Chama
   - La Quinta Inn, Farmington
   - Hilton, Las Cruces
   - Las Cruces Hilton, Las Cruces
   - Super 8, Las Cruces
   - Ski Rio Ski Resort, Miracle Mountain
   - Super 8, Raton
   - Young's Ranch, Red River
   - Eldorado Hotel, Santa Fe
   - Homewood Suites Hotel, Santa Fe
   - Hotel-Proposed, Santa Fe
   - Inn at Loretto, Santa Fe
   - Inn on the Alameda, Santa Fe
   - La Fonda Hotel, Santa Fe
   - La Quinta Hotel, Santa Fe
   - Residence Inn, Santa Fe
   - Santa Fe Motel, Santa Fe
   - Sheraton de Santa Fe, Santa Fe

  New York
   - Americana Inn, Albany
   - Desmond Hotel, Albany
   - Hilton Hotel, Albany
   - Marriott Hotel, Albany
   - Sheraton Inn, Albany
   - Susse Chalet, Albany
   - VIP Motor Lodge (Howard Johnson), Albany
   - Embassy Suites-Proposed, Amherst
   - Holiday Inn, Amherst
   - Annandale Inn-Proposed, Annandale
   - Wampus Inn-Proposed, Armonk
   - Treadway Inn, Batavia
   - Hampton Inn, Binghamton
   - Holiday Inn-Arena, Binghamton
   - Holiday Inn-SUNY, Binghamton
   - Hotel-Proposed, Binghamton
   - Howard Johnson, Binghamton
   - Residence Inn, Binghamton
   - Sheraton Inn, Binghamton
   - Eden Motel, Bronx
   - Days Inn-Proposed, Brookhaven
   - Residence Inn, Brookhaven
   - Brooklyn Hotel-Proposed, Brooklyn
   - Hilton Hotel, Brooklyn
   - Airport Hotel-Proposed, Buffalo
   - Buffalo Hotel, Buffalo
   - Days Hotel-Proposed, Buffalo
   - Hilton Hotel, Buffalo
   - Holiday Inn - Midtown, Buffalo
   - Hyatt Hotel, Buffalo
   - Hyatt Regency Hotel & Retail Area, Buffalo
   - Radisson Hotel, Buffalo
   - Ramada Inn-Airport, Buffalo
   - Ramada Renaissance Hotel, Buffalo
   - Residence Inn-Proposed, Buffalo
   - Sheraton Hotel, Buffalo
   - Sheraton Inn Buffalo East, Buffalo
   - Sheraton Inn-Airport, Buffalo
   - Sheraton Inn, Canadaiqua
   - Airway Motel, Cheektowaga
   - Holiday Inn - Airport, Cheektowaga
   - Holiday Inn - Gateway, Cheektowaga
   - Quality Inn, Cheektowaga
   - Sheraton Buffalo, Cheektowga
   - Steeplechase Park-Proposed, Coney Island
   - Hilton Inn, Corning
   - Resort/Conference Center-Proposed, Cornwall
   - Holiday Inn, Cortland
   - Roycroft Inn, East Aurora
   - Hotel-Proposed, East Elmhurst
   - Susse Chalet, East Greenbush
   - Nevele Hotel, Ellenville
   - Int'l Conf./Learning Center-Propose, Ellis Island
   - Days Inn, Elmsford
   - Howard Johnson, Elmsford
   - Neighborhood Suites Hotel-Proposed, Fishkill
   - Residence Inn, Fishkill
   - Metropole Hotel, Flushing
   - Midway Hotel, Flushing
   - Sheraton - Proposed, Flushing Center
   - Hotel-Proposed, Garden City
   - Wyndham Condominium, Garden City
   - Harrison Conference Center, Glen Clove
   - Great Neck Hotel, Great Neck
   - Comfort Inn, Greece
   - Holiday Inn-Proposed, Greece
   - Tamarack Lodge, Greenfield Park
   - Claudio's Restaurant, Greenport
   - Colonie Hill, Hauppauge
   - Holiday Inn, Hauppauge
   - Marriott Wind Watch Hotel & Golf, Hauppauge
   - Marriott Windwatch, Hauppauge
   - Ramada Inn, Hauppauge
   - Residence Inn, Hauppauge
   - Homewood Suites-Proposed, Henrietta
   - Howard Johnson, Huntington
   - Huntington Townhouse, Huntington
   - Hampton Inn, Islandia
   - Marriott Wind Watch, Islandia
   - Hotel-Proposed, Islip
   - Howard Johnson Hotel, Ithaca
   - Ramada Inn, Ithaca
   - Sheraton Inn, Ithaca
   - JFK Hilton, Jamaica
   - Howard Johnson, Kingston
   - Ramada Inn, Kingston
   - Omni Sagamore, Lake George
   - Ramada Inn, Lake George
   - Former Lake Placid Club Hotel, Lake Placid
   - Hilton Hotel, Lake Placid
   - Mirror Lake Inn, Lake Placid
   - Holiday Inn, Latham
   - Howard Johnson, Latham
   - Howard Johnson, Liberty
   - The New Brown's Resort, Loch Sheldrake
   - Convention Center - Proposed, Long Island
   - Eastern Nassau/W. Suffolk Hotel, Long Island
   - Hyatt Hotel-Proposed, Long Island
   - Motel-Proposed, Lynbrook
   - Crowne Plaza Hotel, Manhattan
   - Hotel Mark, Manhattan
   - Proposed Economy Hotel, Manhattan
   - Sugar Maples Resort, Maplecrest
   - Hotel-Proposed, Middletown
   - Howard Johnson, Middletown
   - Montauk Yacht Club and Inn, Montauk
   - Kutsher's Resort, Monticello
   - Motel-Proposed, Nanuet
   - Wallkill Valley Inn Project, New Paltz
   - Hotel-Proposed, New Rochelle
   - Le Richmond Hotel, New Rochelle
   - Ramada Plaza Inn and Offices, New Rochelle
   - Sheraton Inn, New Rochelle
   - Aberdeen Hotel, New York
   - American Youth Hostel, New York
   - Americana Hotel, New York
   - Ashley Hotel, New York
   - Astor House-Proposed, New York
   - Barbizon Plaza Hotel, New York
   - Barclay Hotel, New York
   - Battery Park City Hotel-Proposed, New York
   - Berkshire Place, New York
   - Best Western Woodward Hotel, New York
   - Biltmore Hotel, New York
   - Broadway Crowne Plaza, New York
   - Carlton House Hotel, New York
   - Century Paramount Hotel, New York
   - Chatwal Inn, New York
   - Chatwal Inn on 45th Street, New York
   - Chatwal Inn on Park Avenue, New York
   - Chinatown Hotel-Proposed, New York
   - Courtyard by Marriott-Proposed, New York
   - Custom's House, New York
   - Days Inn, New York
   - Days Inn-West 57th Street, New York
   - Doral Inn, New York
   - Dover Hotel, New York
   - Downtown Athletic Club, New York
   - Downtown Conference Center, New York
   - Drake Hotel, New York
   - Econo Lodge-Proposed, New York
   - El Rio Grande, New York
   - Embassy Suites-Times Square-Propose, New York
   - Empire Hotel, New York
   - Essex House, New York
   - Executive Hotel, New York
   - Giordano Hotel, New York
   - Gorham Hotel, New York
   - Grand Bay at Equitable Center, New York
   - Grand Hyatt Hotel, New York
   - Greenwich Street Hotel, New York
   - Halloran House, New York
   - Hampton House, New York
   - Harley Hotel, New York
   - Helmsley Hotel, New York
   - Hilton Hotel, New York
   - Hilton Hotel-Statler, New York
   - Holiday Inn, New York
   - Holiday Inn Crowne Plaza-Broadway, New York
   - Holiday Inn Crowne Plaza-Manhattan, New York
   - Holland Hotel, New York
   - Hotel Intercontinental, New York
   - Hotel Pierre, New York
   - Hotel-1926 Broadway-Proposed, New York
   - Hotel-East 57th Street-Proposed, New York
   - Hotel-Proposed, New York
   - Hotel-Tenth Avenue-Proposed, New York
   - Howard Hotel, New York
   - Howard Johnson, New York
   - Journey's Court Hotel-Proposed, New York
   - Journey's End, New York
   - Kalikow Hotel-Proposed, New York
   - Kennedy Inn, New York
   - Lancaster Hotel, New York
   - Le Meridien Liberty New York, New York
   - Lowell Hotel, New York
   - Luxury Hotel-Proposed, New York
   - Macklowe Hotel, New York
   - Madison Towers Hotel, New York
   - Manger Windsor Hotel, New York
   - Mark Hotel, New York
   - Marriott East Side, New York
   - Marriott Financial Center, New York
   - Marriott Hotel-Proposed, New York
   - Marriott Marquis, New York
   - Martinique Hotel, New York
   - Mayfair Regent, New York
   - Milford Plaza Hotel, New York
   - Millennium Hotel, New York
   - Navarro Hotel, New York
   - Nova Park-Gotham, New York
   - Novotel, New York
   - Omni Berkshire Place, New York
   - Omni Park Central, New York
   - Parc Fifty One Hotel, New York
   - Parker Meridien Hotel, New York
   - Peninsula Hotel, New York
   - Penta Hotel, New York
   - Piccadilly Hotel, New York
   - Plaza Hotel, New York
   - President Hotel, New York
   - Prince George Hotel, New York
   - Prince Street Hotel-Proposed, New York
   - Proposed Hotel and Apartments, New York
   - Proposed Luxury Hotel-Proposed, New York
   - Quality Inn, New York
   - Quality Suites, New York
   - Ramada Inn, New York
   - Regent Hotel-Proposed, New York
   - Regent of New York-Proposed, New York
   - Ritz-Carlton, New York
   - Roger Smith Winthrop Hotel, New York
   - Roosevelt Hotel, New York
   - Russian Tea Room, New York
   - Sheraton Hotel, New York
   - Sheraton Motor Inn, New York
   - Sheraton Park Avenue, New York
   - Soho Hotel-Proposed, New York
   - St. Moritz Hotel, New York
   - St. Regis, New York
   - Stanhope, New York
   - Sutton Place Hotel, New York
   - Taft Hotel, New York
   - Tenth Avenue Hotels-Proposed, New York
   - The Pierre Hotel, New York
   - The Plaza Athenee, New York
   - Times Square Hotel-Proposed, New York
   - Timeshare-Proposed, New York
   - Travel Inn, New York
   - Tudor Hotel, New York
   - UN Plaza Suite Hotel-Proposed, New York
   - Vista International, New York
   - Waldorf=Astoria Hotel, New York
   - Warwick Hotel, New York
   - Westbury Hotel, New York
   - Westin Plaza Hotel, New York
   - Woodward Hotel-Proposed, New York
   - York Club, New York
   - Howard Johnson Motel & Restaurant, Newburgh
   - Ramada Inn, Newburgh
   - Hilton Hotel, Niagara Falls
   - Howard Johnson, Norwich
   - Hotel-Proposed, Orangetown
   - Hudson Valley Conference Center, Ossining
   - Sheraton Inn, Ossining
   - Hotel-Proposed, Oswego
   - Best Western, Painted Post
   - Lodge on the Green, Painted Post
   - Residence Inn - Proposed, Parsippany
   - Senior Living - Proposed, Pearl River
   - Drum Hill Hotel, Peekskill
   - Holiday Inn, Plainview
   - Howard Johnson, Plainview
   - Pickwick Motor Inn, Plainview
   - Residence Inn, Plainview
   - Holiday Inn, Plattsburgh
   - Motel-Proposed, Port Jefferson
   - Comfort Inn-Proposed, Poughkeepsie
   - Courtyard by Marriott, Poughkeepsie
   - Radison Hotel, Poughkeepsie
   - Wyndham Hotel, Poughkeepsie
   - Best Western-LaGuardia Airport, Queens
   - Crown Motel, Queens
   - Crowne Plaza-LaGuardia Airport, Queens
   - Days Inn-LaGuardia Airport, Queens
   - Executive Inn, Queens
   - Hilton Inn-LaGuardia Airport, Queens
   - Hilton-JFK Airport, Queens
   - Holiday Inn-JFK Airport, Queens
   - Holiday Inn-LaGuardia Airport, Queens
   - Howard Johnson, Queens
   - Jade East Motel, Queens
   - JFK Plaza Hotel, Queens
   - Marriott Hotel-JFK Airport, Queens
   - Marriott-LaGuardia Airport, Queens
   - Metropole Hotel, Queens
   - Midway Hotel, Queens
   - Riviera Hotel, Queens
   - Royce Hotel-LaGuardia Airport, Queens
   - Sheraton-LaGuardia East-Proposed, Queens
   - Adria Hotel, Queens (Bayside)
   - Holiday Inn, Riverhead
   - Riverhead Motor Hotel, Riverhead
   - Americana Hotel, Rochester
   - Courtyard by Marriott-Wrighton, Rochester
   - Days Hotel (former Holiday Inn), Rochester
   - Hilton-Campus, Rochester
   - Holiday Inn, Rochester
   - Hotel-Proposed (former St. Bernard), Rochester
   - Hyatt Hotel, Rochester
   - Lodge at Woodcliff, Rochester
   - Omni Suites Hotel, Rochester
   - Residence Inn, Rochester
   - Sheraton Inn, Rochester
   - Stouffer Hotel, Rochester
   - Town House Inn, Rochester
   - Limited Service Hotel-Proposed, Rome
   - Hotel - Proposed, Roslyn
   - Roslyn Country Club, Roslyn
   - Courtyard by Marriott, Rye
   - Le Richemonde Hotel, Ryebrook
   - Baron's Cove Inn, Sag Harbor
   - Holiday Inn, Saratoga
   - Hotel-Proposed, Saratoga Springs
   - Howard Johnson, Saugerties
   - Holiday Inn, Schenectady
   - Ramada Inn, Schenectady
   - Dering Harbor Inn, Shelter Island
   - Crowne Plaza-Proposed, Smithtown
   - Howard Johnson, Smithtown
   - Sheraton, Smithtown
   - Raleigh Hotel, South Fallsburg
   - Hotel-Proposed, Southhold
   - Susse Chalet, Spring Valley
   - Executive Motor Inn, Springfield Gardens
   - Staten Island Hotel, Staten Island
   - Imperial Htl/Stevensville Golf Crs., Stevensville
   - Holiday Inn, Suffern
   - Motel on the Mountain, Suffern
   - Browns Hotel, Sullivan County
   - Imperial Hotel, Sullivan County
   - The New Brown's Resort, Sullivan County
   - Courtyard by Marriott, Syracuse
   - Embassy Suites, Syracuse
   - Hampton Inn, Syracuse
   - Hilton Inn, Syracuse
   - Holiday Inn-Downtown, Syracuse
   - Holiday Inn-Exit 35, Syracuse
   - Holiday Inn-Exit 36, Syracuse
   - Holiday Inn-Exit 39, Syracuse
   - Holiday Inn-I-90, Syracuse
   - Homewood Suites Hotel-Proposed, Syracuse
   - Hotel Syracuse, Syracuse
   - Hotel-Proposed, Syracuse
   - Marriott Hotel, Syracuse
   - Residence Inn-Proposed, Syracuse
   - Sheraton University Inn & Conf.Ctr., Syracuse
   - Treadway Inn, Syracuse
   - Courtyard by Marriott, Tarrytown
   - Tarrytown House Conference Center, Tarrytown
   - Westchester Marriott, Tarrytown
   - Embassy Suites - Proposed, Times Square, New York
   - Marriott Hotel, Uniondale
   - Sheraton Nassau Hotel, Uniondale
   - Howard Johnson Hotel, Utica
   - Howard Johnson, Vestal
   - Hotel-Proposed, Watertown
   - Convention Hotel-Proposed, Westbury
   - Dalts Restaurant, Westbury
   - Howard Johnson, Westbury
   - Marriott Hotel, Westchester
   - Inn-Proposed, Westhampton
   - Crowne Plaza, White Plains
   - Hotel-Proposed, White Plains
   - Howard Johnson, White Plains
   - Roger Smith Hotel, White Plains
   - Stouffer Westchester Hotel, White Plains
   - White Plains Hotel, White Plains
   - Anton Meadows, Yaphank
   - Quality Suites, Yorktown
   - Yorktown Motor Lodge, Yorktown Heights

  North Carolina
   - Days Inn - Central, Asheville
   - Holiday Inn - Airport, Asheville
   - Holiday Inn - Tunnel, Asheville
   - Inn on the Plaza, Asheville
   - Sheraton Inn, Asheville
   - Days Inn, Ashville
   - Masters Economy Inn - Rocky Mount, Battlebro
   - Days Inn, Blowing Rock
   - All-Suite Hotel-Proposed, Boone
   - Residence Inn-Proposed, Cary
   - Carolina Inn, Chapel Hill
   - Hilton-Proposed, Chapel Hill
   - Charlotte Registry Hotel-Per Diem, Charlotte
   - Compri Hotel-Proposed, Charlotte
   - Courtyard by Marriott, Charlotte
   - Days Inn, Charlotte
   - Days Inn-Uptown, Charlotte
   - Fairfield Inn, Charlotte
   - Howard Johnson, Charlotte
   - Howard Johnson Lodge, Charlotte
   - Knights Inn, Charlotte
   - Manger Motor Inn, Charlotte
   - Marriott City Center, Charlotte
   - Marriott Hotel-Independence Center, Charlotte
   - Masters Economy Inn - Charlotte No, Charlotte
   - Masters Economy Inn - Merchandise, Charlotte
   - Queen City Motel, Charlotte
   - Residence Inn, Charlotte
   - Residence Inn-North, Charlotte
   - Resistry Hotel, Charlotte
   - Royce Suite Hotel, Charlotte
   - Sheraton Inn, Charlotte
   - Conference Center, Clemmons
   - Sheraton Motel, Dunn
   - Best Western, Durham
   - Cricket Inn, Durham
   - Days Inn, Durham
   - Dutch Village Inn, Durham
   - Fairfield Inn, Durham
   - Holiday Inn-West, Durham
   - Motel 6, Durham
   - Sheraton-University Center, Durham
   - The Duke Inn, Durham
   - Days Inn, Fayetteville
   - Fairfield Inn, Fayetteville
   - Holiday Inn, Fayetteville
   - Hotel-Proposed, Fayetteville
   - Knights Inn, Fayetteville
   - Goldsboro Motel, Goldsboro
   - Courtyard by Marriott, Greensboro
   - Days Inn, Greensboro
   - Embassy Suites, Greensboro
   - Fairfield Inn, Greensboro
   - Hilton, Greensboro
   - Marriott Hotel, Greensboro
   - Residence Inn, Greensboro
   - Sheraton Greensboro, Greensboro
   - Hotel-Proposed, Greenville
   - Radisson Hotel, High Point
   - Days Inn, Lumberton
   - Maggie Valley Country Club, Maggie Valley
   - Courtyard by Marriott, Raleigh
   - Fairfield Inn, Raleigh
   - Hampton Inn, Raleigh
   - Hilton, Raleigh
   - Holiday Inn-Downtown, Raleigh
   - Marriott Hotel-RTP, Raleigh
   - Raleigh Radisson, Raleigh
   - Residence Inn, Raleigh
   - Holiday Inn - Airport, Research Triangle Park
   - Howard Johnson, Roanoke Rapids
   - Sheraton Inn, Rocky Mount
   - Days Inn, Rocky Mountain
   - Fairfield Inn, Rocky Mountain
   - Motel 6, Rocky Mountain
   - Days Inn, Rowland
   - Sheraton Motel, Selma
   - Masters Economy Inn, Smithfield
   - Holiday Inn, Southern Pines
   - Fairfield Inn, Wilmington
   - Hilton, Winston/Salem
   - Holiday Inn, Winston/Salem
   - Winston Plaza Hotel, Winston/Salem

  North Dakota
   - Holiday Inn, Bismark
   - Radisson Inn, Bismark
   - Super 8, Bismark
   - Ramada Hotel, Fargo
   - Ramada Inn-Proposed, Fargo
   - Super 8, Grand Forks
   - Super 8, Minot

  Ohio
   - Holiday Inn-Cascade, Akron
   - Ramada Inn, Akron
   - Residence Inn, Akron
   - Aurora Inn and Pine Lake Trout Club, Aurora
   - Sheraton Inn, Aurora
   - Woodlands Inn, Aurora
   - Courtyard by Marriott, Blue Ash
   - Embassy Suites, Blue Ash
   - Residence Inn-Proposed, Blue Ash
   - Best Western, Cambridge
   - Days Inn, Cambridge
   - Hilton Hotel, Canton
   - Super 8, Canton
   - Best Western Northeast, Cincinnati
   - Carousel Inn, Cincinnati
   - Cincinnati Hotel, Cincinnati
   - Clarion Hotel, Cincinnati
   - Days Inn, Cincinnati
   - Embassy Suites-Proposed, Cincinnati
   - Holiday Inn-Downtown, Cincinnati
   - Holiday Inn-Eastgate, Cincinnati
   - Holiday Inn-Northeast, Cincinnati
   - Holiday Inn-Riverfront, Cincinnati
   - Holiday Inn-South, Cincinnati
   - Hotel-Airport-Proposed, Cincinnati
   - Howard Johnson, Cincinnati
   - Hyatt, Cincinnati
   - Knights Inn, Cincinnati
   - KOA Campground, Cincinnati
   - Marriott Inn, Cincinnati
   - Netherland Hilton, Cincinnati
   - Omni Netherland Plaza, Cincinnati
   - Proposed Hotel, Cincinnati
   - Radisson Inn, Cincinnati
   - Ramada Inn, Cincinnati
   - Residence Inn, Cincinnati
   - Residence Inn-North, Cincinnati
   - Sheraton Inn-Proposed, Cincinnati
   - Treadway Inn, Cincinnati
   - Vernon Manor, Cincinnati
   - AmeriSuite Hotel-Proposed, Cleveland
   - Downtown Hotel-Proposed, Cleveland
   - Fairfield Inn-Brook Park, Cleveland
   - Fairfield Inn-West, Cleveland
   - Holiday Inn-Airport, Cleveland
   - Holiday Inn-Lakeside, Cleveland
   - Hyatt Hotel-Proposed, Cleveland
   - Marriott Hotel, Cleveland
   - Sheraton City Center, Cleveland
   - Sheraton Hopkins, Cleveland
   - AmeriSuite - Proposed, Columbus
   - Embassy Suites, Columbus
   - Fairfield Inn-North, Columbus
   - Fairfield Inn-West, Columbus
   - Hilton Inn, Columbus
   - Holiday Inn-Airport, Columbus
   - Holiday Inn-City Center, Columbus
   - Holiday Inn-Worthington, Columbus
   - Hotel-Proposed, Columbus
   - Howard Johnson Hotel, Columbus
   - Howard Johnson-East, Columbus
   - Howard Johnson-West, Columbus
   - Knights Inn-West, Columbus
   - Marriott Hotel, Columbus
   - Nationwide Hotel, Columbus
   - Residence Inn-North, Columbus
   - Sheraton Plaza Hotel, Columbus
   - Sheraton-North, Columbus
   - Union Plaza Hotel-Steeplechase, Columbus
   - University Inn, Columbus
   - Woodfin Hotel, Columbus
   - Courtyard by Marriott, Crosswoods
   - Courtyard by Marriott, Dayton
   - Daytonian Hilton, Dayton
   - Fairfield Inn, Dayton
   - Hope Hotel & Conference Center, Dayton
   - Knights Inn-North, Dayton
   - Marriott Hotel, Dayton
   - Motel 6, Dayton
   - Ramada Inn, Dayton
   - Residence Inn-North, Dayton
   - Residence Inn By Marriott, Dayton South
   - Courtyard by Marriott, Dublin
   - Woodfin Suites, Dublin
   - East Liverpool Motor Lodge, East Liverpool
   - Howard Johnson, Euclid
   - Ramada Inn, Fairlawn
   - Hampton Inn, Independence
   - Howard Johnson, Lima
   - Ramada Inn, Lima
   - Best Western, Mansfield
   - Holiday Inn, Marietta
   - Lafayette Hotel, Marietta
   - Holiday Inn, Middletown
   - Howard Johnson, Middletown
   - Regal 8 Inn, Middletown
   - Sheraton-Proposed, Milford
   - Super 8, Montrose
   - Ramada Inn, Sandusky
   - Days Inn, Sharonville
   - Holiday Inn-Cincinnati North, Sharonville
   - Super 8, St. Clairsville
   - Holiday Inn, Strongsville
   - Balhalla Hotel, Toledo
   - Courtyard by Marriott, Toledo
   - Fairfield Inn-Airport, Toledo
   - Hilton at the Medical College, Toledo
   - Hilton Hotel, Toledo
   - Holiday Inn, Toledo
   - Knights Inn-West, Toledo
   - Marriott Portside Hotel, Toledo
   - Radisson Hotel, Toledo
   - Sofitel, Toledo
   - Hampton Inn-Proposed, Wickliffe
   - Holiday Inn, Youngstown
   - Hotel-Proposed, Youngstown
   - Sheraton-Proposed, Youngstown

  Oklahoma
   - Fountainhead Resort, Mcintosh County
   - Residence at the Trails Inn, Norman
   - Suit Hotel, Norman
   - Courtyard by Marriott, Oklahoma City
   - Embassy Suites, Oklahoma City
   - Holiday Inn, Oklahoma City
   - Lexington Hotel Suites, Oklahoma City
   - Lincoln Plaza Hotel, Oklahoma City
   - Marriott Hotel, Oklahoma City
   - Meridien Plaza, Oklahoma City
   - Sheraton Hotel, Oklahoma City
   - Arrowhead Resort, Pittsburgh County
   - Camelot Hotel, Tulsa
   - Doubletree Hotel, Tulsa
   - Former Holiday Inn, Tulsa
   - Former Holiday Inn-Downtown, Tulsa
   - Holiday Inn, Tulsa
   - Holiday Inn-Convention Center, Tulsa
   - La Quinta Inn, Tulsa
   - Marriott Hotel, Tulsa
   - Mayo Hotel, Tulsa
   - Residence Inn, Tulsa
   - Westin Hotel, Tulsa

  Oregon
   - Inn At Face Rock, Bandon
   - Courtyard by Marriott, Beaverton
   - Red Lion Motel, Bend
   - Sunriver Lodge and Resort, Bend
   - Econolodge Motel, Eugene
   - Valley River Inn, Eugene
   - Residence Inn Portland-South, Lake Oswego
   - Big Creek Resort-US Highway 101, Lane County
   - Embassy Suites, Portland
   - Holiday Inn Crowne Plaza - Proposed, Portland
   - Holiday Inn-Airport, Portland
   - Holiday Inn-South, Portland
   - Proposed Sheraton Suites, Portland
   - Red Lion - Jantzen Beach, Portland
   - Red Lion Inn-Lloyd Center, Portland
   - Red Lion Inn-Portland Center, Portland
   - Residence Inn - Proposed, Portland
   - Vintage Plaza Hotel, Portland
   - Wells Building, Portland
   - Execulodge Motel, Salem
   - Oregon Capital Inn, Salem
   - Springfield Red Lion Inn, Springfield
   - Sunriver Resort, Sunriver

  Pennsylvania
   - Allentown Hilton Hotel, Allentown
   - Holiday Inn, Allentown
   - Proposed Microtel, Allentown
   - Quality Inn, Allentown
   - Bedford Springs Hotel, Bedford
   - Compri Hotel-Proposed, Bensalem
   - Days Inn-Proposed, Bensalem
   - Holiday Inn, Bensalem
   - Residence Inn By Marriott, Berwyn
   - Econolodge, Bristol
   - Days Inn, Brookville
   - Buck Hill Falls Inn, Buck Hill Falls
   - Howard Johnson, Butler
   - Holiday Inn, Chambersburg
   - Days Inn, Clarion
   - Embassy Suites, Coraopolis
   - Hydeholde Country House-Proposed, Coraopolis
   - Days Inn, Danville
   - Holiday Inn, Dubois
   - Lafayette Inn-Proposed, Easton
   - Howard Johnson Hotel, Erie
   - Ramada Inn, Erie
   - Holiday Inn, Essington
   - Quality Suites-Proposed, Essington
   - Super 8-Proposed, Essington
   - Howard Johnson, Gibsonia
   - Compri Hotel-Proposed, Harrisburg
   - Holiday Inn, Harrisburg
   - Marriott Hotel, Harrisburg
   - Penn Harris Inn, Harrisburg
   - Sheraton Inn, Harrisburg
   - Super 8-Proposed, Harrisburg
   - Holiday Inn, Hazleton
   - Super 8-Proposed, Hazleton
   - Plaza Valley Forge Hotel, King of Prussia
   - Radisson Hotel, King of Prussia
   - Sheraton Hotel, King of Prussia
   - Valley Forge Complex, King of Prussia
   - Valley Forge Hilton, King of Prussia
   - Motel-Proposed, Lake Ariel
   - Days Inn, Lancaster
   - Holiday Inn-Route 30E, Lancaster
   - Holiday Inn-Route 501, Lancaster
   - Sheraton Lancaster Golf Resort, Lancaster
   - Super 8-Proposed, Lancaster
   - Holiday Inn, Lionville
   - Hilton-Great Valley, Malvern
   - Summerfield Suite-Proposed, Malvern
   - Days Inn, Meadville
   - Hilton Inn, Monroeville
   - Holiday Inn-West, Monroeville
   - Economy Hotel, Montgomery Township
   - Holiday Inn, New Hope
   - Treadway Inn, Newport
   - Residence Inn-Proposed, Paoli
   - Conference Center-Proposed, Penn State
   - Barclay Hotel, Philadelphia
   - Bellevue, Philadelphia
   - Courtyard by Marriott-Devon, Philadelphia
   - Courtyard-Willow Grove, Philadelphia
   - Days Inn-Airport, Philadelphia
   - Econo Lodge-Franklin Towne, Philadelphia
   - Essex Hotel, Philadelphia
   - Franklin Motor Inn, Philadelphia
   - Franklin Plaza Hotel, Philadelphia
   - Guest Quarters Hotel, Philadelphia
   - Hampton Inn-Proposed, Philadelphia
   - Health Club-Proposed, Philadelphia
   - Hilton Inn, Philadelphia
   - Hilton Inn-Northeast, Philadelphia
   - Holiday Inn-City Center, Philadelphia
   - Holiday Inn-City Line, Philadelphia
   - Hub Motor Inn, Philadelphia
   - Hyatt-Proposed, Philadelphia
   - Marriott Hotel, Philadelphia
   - Marriott Hotel-Airport, Philadelphia
   - Omni Philadelphia, Philadelphia
   - Penn Center Inn, Philadelphia
   - Quality Inn-Center City, Philadelphia
   - Residence Inn-Proposed, Philadelphia
   - Rittenhouse Hotel, Philadelphia
   - Treadway Mohawk, Philadelphia
   - Treadway Roosevelt, Philadelphia
   - Residence Inn, Philadelphia/Berwyn
   - Clubhouse Inn, Pittsburgh
   - Courtyard by Marriott, Pittsburgh
   - Hampton Inn at Playhouse Square, Pittsburgh
   - Hilton Hotel, Pittsburgh
   - Holiday Inn-Greentree, Pittsburgh
   - Holiday Inn-North, Pittsburgh
   - Holiday Inn-Parkway-East, Pittsburgh
   - Holiday Inn-Parkway-West, Pittsburgh
   - Hotel-Proposed, Pittsburgh
   - Howard Johnson Hotel, Pittsburgh
   - Marriott Hotel, Pittsburgh
   - Marriott-Airport, Pittsburgh
   - Motel 6, Pittsburgh
   - Quality Inn, Pittsburgh
   - Royce Hotel-Airport, Pittsburgh
   - U.S.S. Hotel-Proposed, Pittsburgh
   - Westin William Penn, Pittsburgh
   - Courtyard By Marriott, Pittsburgh Airport
   - Holiday Inn, Reading
   - Sheraton Hotel, Reading
   - Hilton at Lackawanna Station, Scranton
   - Hilton Hotel, Scranton
   - Sheraton Inn, Stroudsburg
   - HoJo Inn, Tannersville
   - Hilton-Northeast, Trevose
   - Compri Hotel-Proposed, Valley Forge
   - Courtyard by Marriott, Valley Forge
   - Holiday Inn-Meadowlands, Washington
   - Holiday Inn, Wilkes-Barre
   - Days Inn-Proposed, Williamsport
   - Hotel-Proposed, Williamsport
   - Hampton Inn - Proposed, Willow Grove
   - Holiday Inn-Market Street, York
   - Holiday Inn-Route 30 and I-83, York
   - Ramada Inn, York
   - Super 8-Proposed, York

  Rhode Island
   - Cresthil-Proposed, Lincoln
   - Courtyard by Marriott, Newport
   - Vanderbilt Hotel-Convention Center, Newport
   - Quality Inn, North Kingston
   - Biltmore Plaza, Providence
   - Convention Center Hotel-Proposed, Providence
   - Holiday Inn Providence - Downtown, Providence
   - Hotel-Proposed, Providence
   - Marriott Hotel, Providence
   - Sheraton-Airport, Providence
   - Susse Chalet, Smithfield
   - Howard Johnson, Warwick
   - Residence Inn-Proposed, Warwick
   - Susse Chalet, Warwick

  South Carolina
   - Quality Inn Motel, Anderson
   - Super 8, Anderson
   - Budget Hotel - Proposed, Charleston
   - Charleston Center Hotel-Proposed, Charleston
   - Cooper River Inn, Charleston
   - Days Inn, Charleston
   - Francis Marion Hotel, Charleston
   - Hampton Inn-Proposed, Charleston
   - Hawthorne Suites Hotel, Charleston
   - Holiday Inn, Charleston
   - Holiday Inn-Airport, Charleston
   - Holiday Inn-Riverview, Charleston
   - Masters Economy Inn - Mt. Pleasant, Charleston
   - Masters Economy Inn - Rivers Ave, Charleston
   - Middleton Inn, Charleston
   - Omni Charleston, Charleston
   - Quality Inn, Charleston
   - Trusthouse Forte, Charleston
   - Courtyard by Marriott, Columbia
   - Courtyard by Marriott-Northeast, Columbia
   - Courtyard by Marriott-Northwest, Columbia
   - Embassy Suites, Columbia
   - Marriott Hotel, Columbia
   - Masters Economy Inn - I-26, Columbia
   - Masters Economy Inn - Knox Abbot, Columbia
   - Motel 6, Columbia
   - Residence Inn, Columbia
   - Coral Beach Hotel, Coral Beach
   - Days Inn, Dillon
   - Save Inn, Fairplay
   - Fairfield Inn, Florence
   - Holiday Inn, Florence
   - Days Inn, Gaffney
   - Courtyard by Marriott, Greenville
   - Fairfield Inn, Greenville
   - Greenville Hilton Hotel, Greenville
   - Ramada Inn, Greenville
   - Super 8, Greenwood
   - Days Inn, Hardeeville
   - Fairfield Inn, Hilton Head
   - Hilton Head Inn, Hilton Head
   - Holiday Inn, Hilton Head
   - Inter-Continental Hotel, Hilton Head
   - Islander Inn, Hilton Head
   - Quality Suites-Proposed, Hilton Head
   - Residence Inn-Proposed, Hilton Head
   - Sheraton Inn, Hilton Head
   - PGA East Resort-Proposed, Kiawah Island
   - Save Inn, Lake Hartwell
   - Days Inn, Mt. Pleasant
   - Coral Beach Hotel, Myrtle Beach
   - Radisson Hotel, Myrtle Beach
   - Best Western Inn, North Charleston
   - Budget Hotel-Proposed, North Charleston
   - Days Inn, North Charleston
   - Northwoods Atrium Inn, North Charleston
   - Days Inn, Santee
   - Holiday Inn-West, Spartanburg
   - Howard Johnson, Spartanburg
   - Residence Inn, Spartanburg

  South Dakota
   - Holiday Inn, Aberdeen
   - Holiday Inn, Rapid City
   - Holiday Inn, Sioux Falls
   - Super 8, Sioux Falls
   - Holiday Inn, Spearfish

  Tennessee
   - Ameri Suite Hotel-Proposed, Brentwood
   - Courtyard by Marriott, Brentwood
   - Holiday Inn, Bristol
   - Holiday Inn-Southeast, Chattanooga
   - Howard Johnson, Chattanooga
   - Marriott Hotel, Chattanooga
   - Motel 6, Chattanooga
   - Sheraton Inn, Chattanooga
   - Super 8, Chattanooga
   - Holiday Inn, Cove Lake
   - Masters Economy Inn, Dickson
   - Comfort Inn-Proposed, Elizabethton
   - Park Vista Hotel, Gatlinburg
   - Holiday Inn-I-40, Jackson
   - Holiday Inn, Johnson City
   - Super 8, Johnson City
   - Fairfield Inn, Johnson Park
   - Holiday Inn, Kingsport
   - Courtsouth Healthclub-North, Knoxville
   - Courtsouth Healthclub-South, Knoxville
   - Courtsouth Healthclub-West, Knoxville
   - Days Inn, Knoxville
   - Hilton Hotel, Knoxville
   - Howard Johnson-Westhills, Knoxville
   - Motel 6, Knoxville
   - Quality Inn, Knoxville
   - Ramada Inn-West, Knoxville
   - Rodeway Inn, Knoxville
   - Courtyard by Marriott, Memphis
   - Courtyard by Marriott-Airport, Memphis
   - Holiday Inn - Crowne Plaza, Memphis
   - Holiday Inn-East, Memphis
   - Holiday Inn-East Poplar, Memphis
   - Holiday Inn-I-40-Sycamore View, Memphis
   - Holiday Inn-Memphis Int'l Airport, Memphis
   - Hyatt Regency, Memphis
   - Lexington Hotel Suites, Memphis
   - Motel 6, Memphis
   - Omni Hotel, Memphis
   - Proposed Fairfield Inn, Memphis
   - Residence Inn, Memphis
   - La Quinta Inn, Memphis - Airport
   - Brown County Inn, Nashville
   - Capital Mall Conv. Center-Proposed, Nashville
   - Clarion Maxwell House, Nashville
   - Courtyard by Marriott-Airport, Nashville
   - Days Inn, Nashville
   - Doubletree Hotel, Nashville
   - Grosvenor, Nashville
   - Hampton Inn, Nashville
   - Holiday Inn Crowne Plaza, Nashville
   - Holiday Inn Express, Nashville
   - Holiday Inn-Briley Parkway, Nashville
   - Marriott Hotel, Nashville
   - Nashville Union Station, Nashville
   - Ramada Inn, Nashville
   - Sheraton Hotel, Nashville
   - Sheraton Music City, Nashville
   - Stouffer Hotel, Nashville
   - Super 8, Nashville
   - Union Station Hotel, Nashville
   - AmeriSuite, Oakridge
   - Holiday Inn, Oakridge
   - Super 8-Proposed, Union City

  Texas
   - Harvey Hotel, Addison
   - Days Inn, Amarillo
   - Motel 6, Amarillo
   - Radisson Hotel-Proposed, Amarillo
   - Super 8 Motel, Amarillo
   - La Quinta Inn, Amarillo - Airport
   - Courtyard by Marriott, Arlington
   - Hilton Hotel, Arlington
   - Holiday Inn, Arlington
   - Lexington Suites Hotel, Arlington
   - Compri Hotel-Proposed, Austin
   - Driskill Hotel, Austin
   - Embassy Suites-Austin Town Lake, Austin
   - Embassy Suites-North, Austin
   - Fairfield North, Austin
   - Four Seasons Hotel, Austin
   - Holiday Inn, Austin
   - Holiday Inn-Austin Town Lake, Austin
   - La Quinta Inn, Austin
   - Marriott Hotel, Austin
   - Proposed Fairfield Inn, Austin
   - Quality Inn, Austin
   - Residence South, Austin
   - La Quinta Inn, Austin - Ben White
   - Holiday Inn Airport, Austins Cities
   - Holiday Inn, Bay Town
   - Hilton Hotel, Beaumont
   - Holiday Inn, Beaumont
   - Courtyard by Marriott, Bedford
   - Holiday Inn, Brownsville
   - La Quinta Inn, Brownsville
   - Hilton Hotel, College Station
   - Ramada Inn, College Station
   - Holiday Inn, Conroe
   - Corpus Christi Hotel-Airport, Corpus Christi
   - Days Inn, Corpus Christi
   - Hilton - Proposed, Corpus Christi
   - Holiday Inn, Corpus Christi
   - Holiday Inn-Airport, Corpus Christi
   - La Quinta Inn, Corpus Christi - North
   - La Quinta Inn, Corpus Christi - South
   - Allstar Inn, Dallas
   - Ambassador Plaza Hotel, Dallas
   - Arlington Hilton, Dallas
   - Bradford Plaza Hotel, Dallas
   - Bristol Suites, Dallas
   - Convention Center Hotel-Proposed, Dallas
   - Courtyard by Marriott, Dallas
   - Courtyard by Marriott-Northeast, Dallas
   - Courtyard by Marriott-Plano, Dallas
   - Courtyard by Marriott-Stemmons, Dallas
   - Dallas Grand Hotel, Dallas
   - Doubletree Inn, Dallas
   - Embassy Suites, Dallas
   - Fairmont Hotel, Dallas
   - Harvey Hotel, Dallas
   - Hilltop, Dallas
   - Hilton Inn-LBJ, Dallas
   - Hilton-Arlington, Dallas
   - Holiday Inn - North, Dallas
   - Holiday Inn Crowne Plaza, Dallas
   - Holiday Inn-Brook Hollow, Dallas
   - Holiday Inn-South, Dallas
   - Houstonian Hotel, Dallas
   - Howard Johnson-East, Dallas
   - Lexington Hotel Suites, Dallas
   - Loews Anatole Hotel, Dallas
   - Marriott Hotel-Airport, Dallas
   - Marriott-Park Central, Dallas
   - Marriott-Quorum, Dallas
   - Melrose Hotel, Dallas
   - Motel 6, Dallas
   - Omni Melrose Hotel, Dallas
   - Park Plaza, Dallas
   - Propsed Hotel - DFW, Dallas
   - Ramada Inn Convention Center, Dallas
   - Ramada-Market Center, Dallas
   - Registry Hotel, Dallas
   - Residence Inn-Market Center, Dallas
   - Sheraton Grand, Dallas
   - Southland Center Hotel, Dallas
   - Statler Hilton Hotel, Dallas
   - Summit Hotel, Dallas
   - Westin Galleria Hotel, Dallas
   - La Quinta Inn, Dallas - DFW
   - La Quinta Inn, Dallas - North Park
   - La Quinta Inn, Dallas - Plano
   - La Quinta Inn, Dallas - Richardson
   - Allstar Inn, El Paso
   - Hilton Inn-Airport, El Paso
   - La Quinta Hotel-Airport, El Paso
   - Rodeway Inn, El Paso
   - Travelers Inn, El Paso
   - Westin Paso del Norte, El Paso
   - La Quinta Inn, El Paso - Lomaland
   - Allstar Inn, Euless
   - La Quinta Inn, Euless
   - Allstar Inn, Fort Worth
   - Courtyard by Marriott, Fort Worth
   - Days Inn Downtown, Fort Worth
   - Hilton Hotel, Fort Worth
   - Holiday Inn-North, Fort Worth
   - Holiday Inn-South, Fort Worth
   - Lexington Suites Hotel, Fort Worth
   - Metro Center Hotel, Fort Worth
   - Radisson Plaza Hotel, Fort Worth
   - Residence Inn, Fort Worth
   - La Quinta Inn, Fort Worth - East
   - Holiday Inn, Harlingen
   - La Quinta Inn, HI-LA Marque
   - Crowne Plaza-Houston Park, Houston
   - Days Inn, Houston
   - Days Inn-Hobby, Houston
   - Doubletree Hotel, Houston
   - Embassy Suites, Houston
   - Galleria Gardens, Houston
   - Harvest House Hotel, Houston
   - Harvey Hotel Medical Center, Houston
   - Hilton Inn-West, Houston
   - Holiday Inn I-10 East, Houston
   - Holiday Inn-Downtown, Houston
   - Holiday Inn-East, Houston
   - Holiday Inn-Greenway Plaza, Houston
   - Holiday Inn-Hobby, Houston
   - Holiday Inn-Medical Center, Houston
   - Holiday Inn-NASA, Houston
   - Holiday Inn-North, Houston
   - Holiday Inn-Northwest, Houston
   - Holiday Inn-Southwest, Houston
   - Host Hotel International, Houston
   - Hotel Meridien, Houston
   - Hotel-Proposed, Houston
   - Houston House, Houston
   - Houston Medical Center, Houston
   - Houston Park 10 Crowne Plaza, Houston
   - La Quinta Hotel-Astrodome, Houston
   - La Quinta Hotel-Baytown, Houston
   - La Quinta Hotel-CY Fair, Houston
   - La Quinta Hotel-Hobby, Houston
   - La Quinta Inn-Stafford, Houston
   - Lexington Hotel Suites, Houston
   - Marriott Astrodome, Houston
   - Marriott Hotel, Houston
   - Marriott Hotel-Medical Center, Houston
   - Marriott-Airport, Houston
   - Motel 6, Houston
   - Remington, Houston
   - Residence Inn, Houston
   - Rodeway Inn, Houston
   - Rodeway Inn-Hobby, Houston
   - Shamrock Hilton Hotel, Houston
   - Sheraton Hotel, Houston
   - Sheraton Houston House, Houston
   - Sheraton Houston Place Hotel, Houston
   - Sheraton Town and Country, Houston
   - Sofitel, Houston
   - Stouffer Greenway Plaza, Houston
   - Suite Hotel-Proposed, Houston
   - Whitehall, Houston
   - Whitehall Hotel Conversion to HI, Houston
   - La Quinta Inn, Houston  - Sharpstown
   - La Quinta Inn, Houston - East
   - La Quinta Inn, Houston - Loop 1960
   - La Quinta Inn, Houston - Northwest
   - La Quinta Inn, Houston- SW Freeway
   - Holiday Inn, Huntsville
   - Harvey Hotel DFW, Irvine
   - Allstar Inn, Irving
   - Hampton Inn, Irving
   - Hampton Inn-Proposed, Irving
   - Harvey Hotel-D/FW Airport, Irving
   - Holiday Inn-Texas Stadium, Irving
   - Marriott Hotel, Irving
   - Holiday Inn, Kingsville
   - Del Lago Hotel, Lake Conroe
   - Hilton Inn, Laredo
   - La Posada, Laredo
   - Courtyard by Marriott, Las Colinas
   - La Quinta Inn, Longview
   - Hilton Inn, Lubbock
   - Holiday Inn, Lubbock
   - Residence Inn, Lubbock
   - La Quinta Inn, Midland
   - Holiday Inn, New Braunfels
   - All Star Inn, North Richland Hills
   - La Quinta Inn, Odessa
   - Holiday Inn, Orange
   - Holiday Inn, Paris
   - Plano Harvey Hotel, Plano
   - La Quinta Inn, Round Rock
   - Sheraton Inn, San Angelo
   - Coachman Inn-Proposed, San Antonio
   - Courtyard by Marriott-Downtown, San Antonio
   - Courtyard by Marriott-Medical Ctr., San Antonio
   - Crockett Hotel, San Antonio
   - Days Inn, San Antonio
   - Fairfield - North, San Antonio
   - Gunter Hotel, San Antonio
   - Holiday Inn-Airport, San Antonio
   - Holiday Inn-Market Square, San Antonio
   - Holiday Inn-North, San Antonio
   - Holiday Inn-Northwest, San Antonio
   - Holiday Inn-Riverwalk, San Antonio
   - La Quinta Hotel-Ingram, San Antonio
   - La Quinta Hotel-Lackland, San Antonio
   - La Quinta Hotel-Toepperwein, San Antonio
   - Lexington Hotel Suites, San Antonio
   - Marriott Hotel-Proposed, San Antonio
   - Marriott Inn-North, San Antonio
   - Proposed Fairfield Inn, San Antonio
   - La Quinta Inn, San Antonio - Windsor
   - La Quinta Inn, San Antonio - Wurzbach
   - Holiday Inn, San Marcos
   - La Quinta Inn, SAT-Toepperwein
   - Sheraton Hotel, South Padre Island
   - La Quinta Inn, Tyler
   - Sheraton, Tyler
   - Sheraton Inn, Tyler
   - Traveler's Choice Inn, Tyler
   - Hilton Hotel, Waco
   - Gateway Inn, Wichita Falls
   - Hilton Hotel, Wichita Falls

  Utah
   - Mount Holly Ski Resort, Beaver
   - Hotel-Proposed, Brigham City
   - Motel-Proposed, Cedar City
   - Proposed Mayflower Hotel, Deer Valley
   - Stein Eriksen Lodge, Deer Valley
   - Deer Valley Resort, Park City
   - Omni Yarrow, Park City
   - Prospector Square Resort, Park City
   - Yarrow Resort, Park City
   - Seven Peaks Resort and Hotel, Provo
   - Comfort Inn, Salt Lake City
   - Doubletree, Salt Lake City
   - Hilton Hotel-Airport, Salt Lake City
   - Holiday Inn, Salt Lake City
   - Holiday Inn-Salt Palace, Salt Lake City
   - Hotel Utah, Salt Lake City
   - Hotel-Proposed, Salt Lake City
   - La Quinta Inn, Salt Lake City
   - Nendels Inn, Salt Lake City
   - New Grande Hotel, Salt Lake City
   - Red Lion Hotel, Salt Lake City
   - Sheraton Hotel, Salt Lake City
   - Super 8, Salt Lake City
   - University Park Hotel (Desktop Rev), Salt Lake City
   - Ramada Inn-Proposed, Sandy

  Vermont
   - Ramada Inn, Bennington
   - Bolton Valley Corporation, Bolton Valley
   - Quality Inn, Brattleboro
   - Radisson Hotel, Burlington
   - Smugglers Notch, Cambridge
   - Inn-Proposed, Essex
   - Cascade Lodge, Killington
   - Inn of the Six Mountains, Killington
   - Mountain Inn, Killington
   - Equinox Hotel, Manchester
   - Howard Johnson Inn, Rutland
   - Quality Inn, Stowe
   - Conference Center-Proposed, Stratton Mountain
   - Sugarbush Inn, Sugarbush
   - Susse Chalet, Williston

  Virginia
   - Comfort Inn, Abingdon
   - Best Western, Alexandria
   - Comfort Inn, Alexandria
   - Compri Hotel-Proposed, Alexandria
   - Embassy Suites, Alexandria
   - Howard Johnson, Alexandria
   - Marriott Suites, Alexandria
   - Ramada Inn, Alexandria
   - Best Western, Arlington
   - Gateway Marriott, Arlington
   - Hyatt Arlington Hotel, Arlington
   - Hyatt Regency, Arlington
   - Key Bridge Marriott, Arlington
   - Marriott Hotel, Arlington
   - Sheraton Crystal City Hotel, Arlington
   - Sheraton National Hotel, Arlington
   - Stouffer Concourse Hotel, Arlington
   - Mountain Lake Hotel, Blacksburg
   - Holiday Inn, Bristol
   - Howard Johnson, Bristol
   - Days Inn, Carmel Church
   - Westfields International, Chantilly
   - Boar's Head Inn, Charlottesville
   - Cavalier Inn, Charlottesville
   - Courtyard by Marriott, Charlottesville
   - Hilton-University, Charlottesville
   - Holiday Inn-North, Charlottesville
   - Omni Charlottesville, Charlottesville
   - Radisson-Proposed, Charlottesville
   - Super 8, Charlottesville
   - Days Inn, Chester
   - Howard Johnson, Chester
   - Days Inn, Colonial Heights
   - Holiday Inn, Covington
   - Embassy Suites, Crystal City
   - Holiday Inn Crowne Plaza, Crystal City
   - Hyatt Hotel, Crystal City
   - Marriott Crystal Gateway Hotel, Crystal City
   - Comfort Inn-Proposed, Dahlgren
   - Days Inn, Emporia
   - Courtyard by Marriott, Fairfax
   - Embassy Suites, Fairfax
   - Neighborhood Suites-Proposed, Fairfax
   - Hampton Inn-Proposed, Fairfax City
   - Westfields International, Fairfax County
   - Marriott Hotel, Fairview
   - Econo Lodge, Farmingville
   - Comfort Inn-Proposed, Farmville
   - Comfort Inn, Frederick County
   - Motel 6, Fredericksburg
   - Courtyard by Marriott, Hampton
   - Days Inn, Hampton
   - Fairfield Inn, Hampton
   - Courtyard by Marriott, Herndon
   - Embassy Suites Hotel, Herndon
   - Ramada Renaissance and Health Club, Herndon
   - Residence Inn-Proposed, Herndon
   - Worldgate Marriott Hotel, Herndon
   - Hotel-Proposed, Hopewell
   - Keswick Inn, Keswick
   - Holiday Inn, Lexington
   - Radisson Hotel, Lynchburg
   - Courtyard by Marriott, Manassas
   - Holiday Inn, Marion
   - Hilton, McLean
   - Days Inn, Norfolk
   - Marriott Waterside Hotel, Norfolk
   - Omni Hotel, Norfolk
   - Waterfront Hotel - Proposed, Norfolk
   - 135-Suite Hotel-Proposed, Portsmouth
   - Waterfront Suite Hotel-Proposed, Portsmouth
   - Comfort Inn, Princeton
   - Comfort Inn, Pulaski County
   - Embassy Suites Hotel, Reston
   - Hyatt Hotel, Reston
   - Best Western Kings Quarters, Richmond
   - Courtyard by Marriott, Richmond
   - Embassy Suites Hotel, Richmond
   - Hampton Inn, Richmond
   - Holiday Inn, Richmond
   - Howard Johnson Lodge, Richmond
   - Hyatt House Hotel, Richmond
   - La Quinta Hotel, Richmond
   - Marriott Hotel, Richmond
   - Omni Richmond, Richmond
   - Radisson Hotel, Richmond
   - Ramada Renaissance Hotel, Richmond
   - Residence Inn, Richmond
   - Days Inn, Richmond (Broad)
   - Days Inn, Richmond (Byrd)
   - Holiday Inn, Roanoke
   - Holiday Inn - Airport, Roanoke
   - Holiday Inn - Civic Center, Roanoke
   - Holiday Inn - South, Roanoke
   - Hotel Roanoke, Roanoke
   - Howard Johnson, Roanoke
   - Marriott - Roanoke Airport, Roanoke
   - Marriott Hotel, Roanoke
   - Holiday Inn, Salem
   - Super 8, South Hill
   - Days Inn, Springfield
   - Hilton, Springfield
   - Holiday Inn, Staunton
   - Stonewall Jackson Hotel, Staunton
   - Hampton Inn - Proposed, Tyson's Corner
   - Embassy Suites, Tysons Corner
   - Marriott Hotel, Tysons Corner
   - Residence Inn, Tysons Corner
   - Ritz Carlton-Proposed, Tysons Corner
   - Courtyard by Marriott, Virginia Beach
   - Courtyard by Marriott-Lynnhaven, Virginia Beach
   - Fairfield Inn, Virginia Beach
   - Hotel-Proposed, Virginia Beach
   - Pavilion Tower Hotel, Virginia Beach
   - Ramada Inn - Oceanside, Virginia Beach
   - International Conference Center, Westfields
   - Howard Johnson, Wheeling
   - Fort Magruder Inn, Williamsburg
   - Governor's Inn, Williamsburg
   - Holiday Inn-East, Williamsburg
   - Holiday Inn-West, Williamsburg
   - Royce Hotel, Williamsburg
   - Williamsburg Hilton, Williamsburg
   - Best Western-Proposed, Wytheville

  Washington
   - Bellevue Thunderbird Motor Inn, Bellevue
   - Embassy Suites, Bellevue
   - Hampton Inn, Bellevue
   - La Quinta, Bellevue
   - Residence Inn Seattle-East, Bellevue
   - Ramada Inn, Bothell
   - Rattling Spring Hotel, Harpers Ferry
   - Motel 6, Issaquah
   - AmeriSuite, Kent
   - Homecourt Suite Hotel, Kent
   - Embassy Suite, Lynnwood
   - Residence Inn-Seattle North, Lynnwood
   - Red Lion Inn at Pasco, Pasco
   - Redmond Motel, Redmond
   - Hampton Inn, Sea Tac
   - Holiday Inn Airport, Sea Tac
   - Thunderbird Inn, Sea Tac
   - Alexis Hotel, Seattle
   - Courtyard by Marriott-South Center, Seattle
   - Doubletree Inn at South Center, Seattle
   - Doubletree Plaza, Seattle
   - Hampton Inn-Airport, Seattle
   - Holiday Inn Crowne Plaza, Seattle
   - Holiday Inn-Sea Tac, Seattle
   - La Quinta, Seattle
   - Lake Union Residence Inn, Seattle
   - Marriott Hotel-Airport, Seattle
   - Marriott Sea-Tac Hotel, Seattle
   - Plaza Park Suites, Seattle
   - Ramada Inn-Airport, Seattle
   - Red Lion, Seattle
   - Stouffer Madison Hotel, Seattle
   - Travelodge-Proposed, Seattle
   - Westin Hotel, Seattle
   - Courtyard by Marriott, Spokane
   - Gateway Hotel, Spokane
   - Holiday Inn-West, Spokane
   - Red Lion Inn, Spokane
   - Super 8, Spokane
   - Hilton-Village Green, Tacoma
   - Hotel-Proposed, Tacoma
   - Park Shore Inn, Tacoma
   - Tacoma Sheraton Hotel, Tacoma
   - Embassy Suites Hotel, Tukwila
   - Hampton Inn, Tukwila
   - Residence Inn-Seattle South, Tukwila
   - Red Lion Quay, Vancouver
   - Residence Inn-Portland North, Vancouver
   - Super 8, Wenatchee
   - Thunderbird Motor Inn, Yakima

  West Virginia
   - Comfort Inn-Proposed, Charleston
   - Holiday Inn, Clarksburg
   - Holiday Inn, Fairmont
   - Hotel-Proposed, Harpers Ferry
   - Holiday Inn, Huntington
   - Comfort Inn-Proposed, Morgantown
   - Holiday Inn, Morgantown
   - Motel-Proposed, Morgantown
   - Comfort Inn, Princeton
   - Motel-Proposed, Princeton
   - Hotel-Proposed, Wheeling
   - Howard Johnson, Wheeling

  Wisconsin
   - Super 8, Ashland
   - Holiday Inn, Beloit
   - Embassy Suites Hotel-Proposed, Brookfield
   - Marriott-Milwaukee, Brookfield
   - Holiday Inn, Eau Claire
   - Residence Inn, Glendale
   - Granada Royale-Proposed, Green Bay
   - Holiday Inn-Downtown, Green Bay
   - Residence Inn-Proposed, Green Bay
   - Super 8, Janesville
   - Super 8, Kenosha
   - Playboy Resort, Lake Geneva
   - Concourse Hotel, Madison
   - Fairfield Inn, Madison
   - Hampton Inn - East, Madison
   - Hampton Inn - West, Madison
   - Compri Hotel-Proposed, Milwaukee
   - Embassy Suite, Milwaukee
   - Fairfield Inn, Milwaukee
   - Holiday Inn-Airport, Milwaukee
   - Holiday Inn-West, Milwaukee
   - Hotel and Conv. Ctr. East-Proposed, Milwaukee
   - Hyatt Regency, Milwaukee
   - Marc Plaza, Milwaukee
   - Marriott Inn, Milwaukee
   - Omni Suite Hotel-Proposed, Milwaukee
   - Super 8-Airport, Milwaukee
   - Olympia Village Resort, Oconomowoc
   - Scotsland Resort, Oconomowoc
   - Sheraton, Racine
   - Claridge Motor Inn, Rhinelander
   - Super 8, Waukesha
   - Holiday Inn, Wausau
   - Mead Inn, Wisconsin Rapids

  Wyoming
   - Days Inn, Casper
   - Flying L. Skytel, Cody
   - Super 8, Cody
   - Snow King Resort, Jackson
   - Super 8, Jackson
   - Wort Hotel, Jackson
   - Development-Proposed, Jackson Hole
   - Colter Bay Village, Moran
   - Jackson Lake Lodge, Moran
   - Jenny Lake Lodge, Moran
   - Best Western-Bel Air, Rawlins
   - Bridger Inn, Rawlins
   - La Quinta Inn, Rock Springs

  Western Europe

  Belgium
   - Oostkamp Hotel, Bruges
   - Proposed Residence Inn, Brussels
   - SAS Royal Hotel, Brussels

  Denmark
   - Proposed Hotel, Copenhagen

  France
   - The Miramar, Biarritz
   - Chateau D'arc en Barroi, Haute-Marne
   - Le Grand, Paris
   - Royal Monceau, Paris

  Germany
   - Cumberland House, Berlin
   - Munchen Penta Hotel, Munchen

  Holland
   - Carlton - Cannes & Amstel, Amsterdam
   - The Pulitzer Hotel, Amsterdam

  Spain
   - Le Meridien, Barcelona
   - Princess Sophia, Barcelona
   - Hotel Los Monteros, Marbella
   - Incosol Spa & Hotel, Marbella
   - Proposed Hyatt Resort, Marbella

  United Kingdom
   - Copthorne Hotel, Aberdeen
   - Copthorne Hotel, Birmingham
   - Hyatt Regency, Birmingham
   - Holiday Inn, Cambridge
   - Copthorne Hotel, Cardiff
   - Great Eastern Hotel, England
   - Copthorne Hotel, Glasgow
   - Hanbury Manor Hotel, Hertfordshire
   - 47 Park Street, London
   - Bailey's Hotel, London
   - Basil Street Hotel, London
   - Basil Street Hotel, Knightsbridge, London
   - Britannic Tower, London
   - Chelsea Hotel, London
   - Chesterfield Hotel, London
   - Chesterfield Hotel, Mayfair, London
   - Copthorne Hotels, London
   - Copthorne Tara Hotel, London
   - Dorchester Mayfair, London
   - Executive Hotel, London
   - Marriott Hotel, London
   - May Fair, London
   - Plaza Hotel, London
   - Proposed Hotel Conversion, London
   - Proposed Hotel-The City, London
   - Regent Hotel, London
   - Regent London Hotel, London
   - Sheraton Belgravia, London
   - Sheraton Park Tower, London
   - St. James Court Hotel, London
   - The Executive Hotel, London
   - Windsor Hotel, London
   - Copthorne Hotel, Manchester
   - Copthorne Hotel, Newcastle
   - Copthorne Hotel, Slough/Windsor
   - Swallow Hotel, Stockton
   - Copthorne Hotel-Effingham Park, Sussex
   - Copthorne Hotel-Gatwick, Sussex

  Middle East and North Africa

  Egypt
   - Sheraton Anni Cruise Ship,
   - Sheraton Aton Cruise Ship,
   - Sheraton Hotp Cruise Ship,
   - Sheraton Tut Cruise ship,
   - Aswan Oberol Hotel, Aswan
   - Cairo Sheraton Hotel, Cairo
   - Hotel - Proposed, Cairo
   - Lido Hotel, Cairo
   - Meridien Hotel, Cairo
   - Novotel Cairo Airport, Heliopolis, Cairo
   - Proposed Resort Complex, Hurghada
   - Luxor Sheraton Hotel, Luxor
   - Proposed Hotel, Luxor
   - Fayrouz Village Hotel, Sharm El Sheikh, Sinai
   - Coral Village Hotel, Nuweiba, Sinai
   - Hotel - Proposed, Dahab, Sinai
   - Hotel - Proposed, St. Catherine, Sinai

  Greece
   - Athens Hilton & Proposed Hotel, Athens
   - Caravel Hotel, Athens
   - Proposed Sargani Hotel & Bungalows, Halkidiki
   - Rhodes Hotel  -Proposed, Rhodes

  Israel
   - Proposed Inter-Continental Hotel, Tel Aviv

  Lebanon
   - Hotel Market Review, Beruit

  Morocco
   - El Minzah Hotel, Tangier

  Nigeria
   - Proposed Sheraton Hotel, Port Harcourt

  Saudi Arabia
   - Proposed Jeddah Corniche Project, Jeddah

  Tunisia
   - Proposed Hotel, Hammamet

  Turkey
   - Hotel Conrad, Istanbul

  Latin America and the Caribbean

  Bahamas
   - Eleuthera Joint Venture, Eleuthera
   - Cape Eleuthera Island Hotel, Eleuthera Island
   - Eleuthera Joint Venture, Eleuthra
   - The Montague, Nassau
   - Paradise Island Hotel, Paradise Island
   - Resorts Int'l Hotel and Casino, Paradise Island

  Belize
   - Journey's End Caribbean Club, Abergris Caye

  Bermuda
   - Sonesta Hotel, Bermuda

  Brazil
   - Quatro Rodas Hotel, Recife

  Colombia
   - Charleston Hotel - Proposed, Barranquilla
   - Bella Suiza Hotel, Bogota
   - Hotel & Convention Center -Proposed, Cali
   - Cartagena Hilton, Cartagena
   - El Faro de Cartagena Resort Propose, Cartagena
   - Proposed Indian Sea and Sun Resort, Cartagena
   - Hotel De Isleno, San Andres Isla
   - Santamar Hotel, Santa Marta

  Curacao
   - Ramada Renaissance Hotel and Casino,

  Honduras
   - Inn Of The Sun, Guanaja

  Jamaica
   - Holiday Inn-Rose Hall, Montego Bay
   - Americana Eden II, Ocho Rios

  Mexico
   - Posadas de Mexico Hotels,
   - Americana Condesa Del Mar, Acapulco
   - Americana El Presidente Hotel, Acapulco
   - Resort-Proposed, Cabo San Lucas
   - Palacio Del Margus, Chiconcuac
   - Omni Hotel, Ixtapa
   - Fiesta Inn-Proposed, Leon
   - Karmina Place, Manzanillo
   - Hotel - Proposed, Mexico City
   - La Jolla de Mismaloya, Puerta Vallarta

  Netherland Antilles
   - Divi Divi Beach Resort, Aruba
   - Divi Tamarijn Beach Resort, Aruba
   - Golden Anchor, Bonaire
   - Resort Hotel-Proposed, Bonaire
   - Ramada Renaissance Hotel and Casino, Curacao
   - Cupecoy Beach Club Hotel, St. Maarten
   - Dawn Beach Hotel, St. Maarten
   - Dawn Beach Resort, St. Maarten
   - Mullet Bay Resort, St. Maarten
   - Oyster Pond Hotel, St. Maarten

  Puerto Rico
   - Hyatt Dorado Beach Hotel, Dorado
   - Hyatt Regency Cerromar Hotel, Dorado
   - Hotel - Proposed, Fajardo
   - Hotel Puerto Rico, Fajardo
   - Westin Resort-Proposed, Palmer
   - Marriott Resort & Casino-Proposed, Puerto Rico
   - Carib Inn, San Juan
   - Dupont Plaza, San Juan
   - El San Juan Hotel and Casino, San Juan
   - Howard Johnson Hotel, San Juan
   - Marriott - Proposed, San Juan
   - Marriott Update - Proposed, San Juan
   - Sands Hotel and Casino, San Juan

  Virgin Islands
   - Caneel Bay, St. Croix
   - Carambola Beach Resort, St. Croix
   - Hotel - Proposed, St. Croix
   - St. Croix Development, St. Croix
   - Caneel Bay, St. John
   - Pineapple Beach Hotel, St. Thomas
   - Sugar Bay Plantation, St. Thomas
   - Virgin Grand Hotel, St. Thomas
   - Virgin Isle Hotel, St. Thomas
   - Little Dix Bay, Virgin Borda

  Eastern Europe

  Croatia
   - Two Hotels, Dubrovnik

  Czech Republic
   - Voronesh Hotel Complex, Brno
   - Proposed Four Seasons Hotel, Prague

  Hungary
   - Proposed Resort Hotel, Babolna
   - Duna Inter-Continental, Budapest

  Latvia
   - Daugava Hotel-Proposed, Riga
   - Proposed Hotel, Riga

  Poland
   - Holiday Inn, Krakow
   - Marriott Hotel - Proposed, Poznan
   - Proposed Hotel, Poznan
   - Radisson Hotel, Szczecin
   - Bristol Hotel, Warsaw
   - Holiday Inn, Warsaw
   - Orbis Joint Venture, Warsaw
   - Proposed Hotel, Warsaw
   - Sheraton Hotel - Proposed, Warsaw
   - Zakopane Resort Complex, Zakopane

  Russia
   - Kamiennyi Most Hotel & Business, Moscow
   - Savoy Hotel, Moscow

  Asia

  Korea
   - Ultrapolis 3000, Seoul

  Malaysia
   - UP 3000 Hotel-Proposed, Selangor

  Singapore
   - Resort Hotels - Proposed,
   - Ultrapolis 3000, Singapore

  West Indies
   - Proposed Blue Lagoon Resort, St. Martin

Hospitality Valuation Services                                 Mineola, New York
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Hospitality Valuation Services

Industry Leader

Hospitality Valuation Services (HVS) was created in 1980 to satisfy the ever-increasing demand for reliable and well-documented hotel/motel valuations, market studies, and feasibility reports. As the nation's leading real estate appraisal organization devoted exclusively to lodging properties, HVS offers owners, investors, and lenders in-depth valuation and market research expertise.

Our professional staff, operating on a worldwide basis with offices in New York, San Francisco, Miami, Boulder, Vancouver, and London, has appraised more than 4,000 hotels and motels in every state and over 32 foreign countries. Each member of Hospitality Valuation Services is well versed in lodging operations. Most have college degrees in hotel administration as well as actual on-the-job hotel experience. Coupled with intense training in real estate appraisal theory and techniques, we are highly qualified to handle the unique characteristics of hostelry valuations.

Excellence Through Specialization

An important feature of our valuation and feasibility services is specialization. Daily exposure on a global basis to a wide variety of hotel transactions and operating statistics, along with actual buyers and sellers, provides the data to thoroughly document our reports.

HVS maintains the industry's largest database of hotel valuation information:

      o     Data on over 4,000 hotel transactions;

      o     Over 3,500 actual financial statements;

      o Thousands of management contracts, franchise agreements, mortgages, leases, and other similar documents;

      o     Personal contacts at every major hotel company;

      o Names and addresses of over 10,000 hotel owners, investors, lenders, and operators.

Hospitality Valuation Services                                 Mineola, New York
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Innovative research in hotel valuation techniques is set forth in the textbooks we authored for the Appraisal Institute, entitled The Computerized Income Approach to Hotel/Motel Market Studies and Valuations and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations. These publications, along with more than 300 articles, are recognized as the authoritative standard for valuing lodging facilities and performing market feasibility studies. In addition, we have developed Hospitality Valuation Software, a computerized package that assists appraisers and consultants in evaluating market trends and preparing financial forecasts.

Full-Service Hotel Consulting

With a reputation established by providing highly detailed hotel valuations that are accepted and relied upon by virtually every major hotel owner, lender, and operator, HVS has branched out to offer a full range of consulting services.

      o HVS Consulting Services: Valuations, market feasibility studies, economic studies, management contract and franchise negotiations, development assistance, and expert testimony.

      o HVS Executive Search: Recruitment and placement of top-level hotel management personnel.

      o HVS Eco Services: Environmental audits and assistance in implementing programs including water and energy management, recycling, and green product selection. Provides ECOTEL certifications to environmentally sensitive hotels.

      o HVS Gaming Services: Specialized market, valuation, and consulting services for casinos and other types of gaming activities.

      o     HEI Hotels: Hotel ownership and management.

Long-Term Relationship

Hospitality Valuation Services is in business for the long-term. We are dedicated to providing our clients with the highest quality consulting services. Should you require assistance in any areas covered by our expertise, please contact any member of our team at (516) 248-8828.

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

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                                 ----------------------------
                                 Economic Study and Appraisal
                                 ----------------------------
                                 Holiday Inn Select
                                 ----------------------------
                                 Clark, New Jersey
                                 ----------------------------

Prepared by:

Hospitality Valuation Services
A Division of Hotel Consulting Services, Inc.
372 Willis Avenue
Mineola, NY  11501
516-248-8828

Submitted to:

Mr. Shirish Godbole
Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY 10036

                        [Letterhead of HVS International]

                               December 30, 1996

Mr. Shirish Godbole
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY 10036

                               Re:  Holiday Inn Select
                                    Clark, New Jersey
                                    Ref. #9610269

Dear Mr. Godbole:

Pursuant to your request, we herewith submit our economic study and appraisal pertaining to the above-captioned property. We have inspected the site and facilities and analyzed the hostelry market conditions in the Union County area. Our report was prepared in accordance with, and is subject to, the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) and the Uniform Standards of Professional Practice (USPAP), as provided by the Appraisal Institute.

Based on the available data, our analysis, and our experience in the hotel industry, it is our opinion that the market value of the fee simple interest in the subject property described in this report, as of January 1, 1997, is:

                                   $10,700,000
                   TEN MILLION SEVEN HUNDRED THOUSAND DOLLARS

We hereby certify that we have no undisclosed interest in the property, and our employment and compensation are not contingent upon our findings and valuation. The economic study and appraisal is made part hereof, and must remain attached in order for the value opinion set forth to be considered valid. This study is subject to the comments made throughout this report and to all assumptions and limiting conditions set forth herein.

                                   Very truly yours,
                                   HOSPITALITY VALUATION SERVICES
                                   A Division of Hotel Consulting Services, Inc.


                                   /s/ Rodney G. Clough

                                   Rodney G. Clough
                                   Consulting and Valuation Analyst


                                   /s/ Anne R. Lloyd-Jones

                                   Anne R. Lloyd-Jones, CRE
                                   Senior Vice President


                                   /s/ Stephen Rushmore

                                   Stephen Rushmore, CRE, MAI, CHA
                                   President

HVS International, Mineola, New York                           Table of Contents
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Table of Contents

         1.   Executive Summary ...........................................    1

         2.   Nature of the Assignment ....................................    3

         3.   Description of the Land, Improvements,
                 Zoning, Taxes and Neighborhood ...........................    7

         4.   Market Area Analysis ........................................   23

         5.   Overview of External Forces Affecting the U.S.
                 Lodging Industry .........................................   44

         6.   Lodging Market Supply and Demand Analysis ...................   60

         7.   Projection of Occupancy and Average Rate ....................   78

         8.   Highest and Best Use ........................................   91

         9.   Approaches to Value .........................................   93

         10.  Income Capitalization Approach ..............................   96

         11.  Sales Comparison Approach ...................................  133

         12.  Cost Approach ...............................................  142

         13.  Reconciliation of Value Indications .........................  148

         14.  Statement of Assumptions and Limiting Conditions ............  152

         15.  Certification ...............................................  155

              Addenda

                  Photographs of the Subject Property
                  Photographs of the Competitive Properties
                  Legal Description

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              Addenda (continued)

                  Synopsis of Holiday Inn License Agreement
                  Synopsis of Hotel Management Agreement
                  Explanation of the Simultaneous Valuation Formula

              Qualifications

                  Rodney G. Clough
                  Anne R. Lloyd-Jones, CRE
                  Stephen Rushmore, CRE, MAI, CHA

HVS International, Mineola, New York                         Executive Summary 1
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1.  Executive Summary

Property:                                   Holiday Inn Select
Location:                                   36 Valley Road
                                            Clark, New Jersey 07066
Date of Inspection:                         October 24, 1996
Interest Appraised:                         Fee simple
Date of Value:                              January 1, 1997

Land Description
----------------
Area:                                       +/-5.0007 acres, or +/-217,830
                                            square feet
Zoning:                                     COH - Commercial Office, Multi-Story
Assessor's Parcel Number:                   154-03,05,07

Improvements Description
------------------------
Age:                                        Constructed in 1973
Property Type:                              Full-service
Guestrooms:                                 191
Number of Stories:                          Six stories
Food and Beverage Facilities:               One restaurant and one lounge
Meeting Space:                              8 rooms, 7,493 square feet
Parking:                                    267 spaces (around the perimeter of
                                            the building)

Summary of Value Parameters
---------------------------
Highest and Best Use (as if vacant):        Transient lodging facility
Highest and Best Use (as improved):         Transient lodging facility
Marketing Period:                           Six to nine months
Number of Years to Stabilize:               Four
Stabilized Year:                            2000

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Valuation Assumptions
---------------------
Mortgage Interest Rate:                               9.5%
Amortization Period:                                  20 years
Debt Service Constant:                                0.111856
Loan-to-Value Ratio:                                  70%
Stabilized Inflation Rate:                            3.5%
Equity Yield Rate:                                    22%
Terminal Capitalization Rate:                         11%
Brokerage and Legal Fees:                             3.0%
Holding Period:                                       10 years
Calculated Discount Rate:                             14.56%

Estimates of Value
------------------
Income Capitalization Approach:                       $11,100,000
Sales Comparison Approach:                            $9,500,000 - $12,700,000
Cost Approach (Replacement Cost):                     $15,500,000

Market Value Conclusion:                              $10,700,000
Market Value Conclusion per Room:                     $56,000

HVS International, Mineola, New York                 Nature of the Assignment  3
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2.    Nature of the Assignment

Subject of the Economic Study and Appraisal

The subject of the economic study and appraisal is the fee simple interest in a +/-217,830-square-foot (+/-5.0007-acre) parcel improved with a 191-room, full-service lodging facility known as the Holiday Inn Select, which opened in 1973. In addition to guestrooms, the subject property contains 7,493 square feet of meeting space, a restaurant, a lounge, an outdoor pool with outdoor grill area, a gift shop, an exercise room, and appropriate back-of-the-house facilities. The hotel is located northeast of the intersection of Walnut and Valley Roads. The hotel is just south of the Garden State Parkway; and, given the height of the structure, is visible from the Parkway. Municipal jurisdictions governing the property include the City of Clark, Union County, and the State of New Jersey. The hotel's civic address is 36 Valley Road, Clark, New Jersey, 07066.

Objective of the Economic Study and Appraisal

The objective of the economic study and appraisal is to evaluate the supply and demand factors affecting the market for transient accommodations in the Clark area for the purpose of estimating the market value of the subject property.

Market value is defined by the Office of the Comptroller of the Currency (OCC), 12 CFR, Part 34, as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.

Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.    buyer and seller are typically motivated;

2. both parties are well informed or well advised, and acting in what they consider their own best interests;

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3.    a reasonable time is allowed for exposure in the open market;

4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

Use of the Appraisal

This appraisal is being prepared for use by Morgan Stanley Mortgage Capital, Inc. in connection with their proposed financing of a package of 17 hotels, including the subject property, which are owned by Ashford Financial Corporation or related entities. The information presented in this report should not be disseminated to the public or third parties without the express written consent of HVS International.

Scope of the Appraisal

All information was collected and analyzed by the staff of HVS International. Data such as historical operating statements, site plans, floor plans, and so forth were supplied by Ashford Financial Corporation and Remington Hotel Company. Unless noted otherwise, we have inspected the competitive lodging facilities and analyzed the sales summarized in this report, and our value conclusion is based on this investigation and analysis.

Property Rights Appraised

The property rights appraised are the fee simple ownership of the land and improvements, including the furniture, fixtures, and equipment. The fee simple interest is defined as "absolute ownership unencumbered by any other interest or estate subject only to the four powers of government."(2) The subject property is appraised as a going concern (i.e., an open and operating facility).

Method of Study

The methodology used to develop this economic study and appraisal is based on the market research and valuation techniques set forth in the textbooks authored by HVS International for the American Institute of Real Estate Appraisers and the Appraisal Institute, entitled The Valuation of Hotels and Motels,(3) Hotels, Motels and Restaurants: Valuations and Market Studies,(4) The


(1)   Federal Register, Vol. 55, No. 165, August 24, 1990; p. 34696.

(2) The Dictionary of Real Estate Appraisal - Second Edition, American Institute of Real Estate Appraisers, Chicago, IL, 1989, p. 120.

(3) The Valuation of Hotels and Motels, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1978.

(4) Hotels, Motels and Restaurants: Valuations and Market Studies, Stephen Rushmore,

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Computerized Income Approach to Hotel/Motel Market Studies and Valuations,(1) and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations.(2)

The appraisal will consider the three standard approaches to value: income capitalization, sales comparison, and cost. Because lodging facilities are income-producing properties that are normally bought and sold on the basis of capitalization of their anticipated stabilized earning power, the greatest weight is given to the value indicated by the income capitalization approach. We find that most hotel investors employ a similar procedure in formulating their purchase decisions, and thus the income capitalization approach most closely reflects the rationale of typical buyers. When appropriate, the sales comparison and cost approaches are used to test the reasonableness of the results indicated by the income capitalization approach.

Ownership, Franchise, and Management History and Assumptions

A photocopy of the subject property's legal description, which was provided by Ashford Financial Corporation, is presented in the Addenda to this report; the appraisers assume no responsibility regarding the accuracy of this legal description.

Current title is held by Clark New Jersey Hotel Limited Partnership - an entity controlled by Ashford Financial Corporation. The subject property was purchased from a RTC Mortgage Trust on August 24, 1995. The letter of intent was signed with JCF Partners, as asset manager for the RTC Mortgage Trust.

The subject property is operated under a franchise agreement with Holiday Inn; this agreement expires on April 1, 2006. The hotel is also subject to a management agreement with Remington Clark Employers Corporation; an abstract of this contract is presented in the Addenda to this report.

Marketing Period

In light of the renewed interest in hotel investments and the increasing availability of debt and equity capital, we believe that it will take six to nine months to sell the subject property assuming it is placed on the market at the concluded value.


      American Institute of Real Estate Appraisers, Chicago, IL, 1983.

(1) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1990.

(2) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992.

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Effective Date of the Appraisal

The effective date of the appraisal is January 1, 1997. All projections are expressed in inflated dollars, and the value estimate represents 1997 dollars.

Date of Inspection

The subject property was inspected by Rodney G. Clough on October 24, 1996.

HVS International, Mineola, New York   Description of the Land, Improvements,  7
                                       Zoning, Taxes, and Neighborhood
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3.    Description of the Land, Improvements, Zoning, Taxes, and Neighborhood

LAND

The suitability of the land for the operation of a lodging facility is an important consideration affecting the economic viability of a property and its overall value. Factors such as size, topography, access, visibility, and the availability of utilities have a direct impact on the desirability of a particular site.

Size and Topography

The subject site is located along the southeast side of the Garden State Parkway at exit 135. The site is bordered to the east by Walnut Avenue and to the south by Valley Road; the topography of the parcel is generally flat. Municipal jurisdictions governing the property include the City of Clark, Union County, and the State of New Jersey.

According to a the Clark Township Tax Assessor's Office, the subject parcel measures approximately +/-217,830 square feet, or +/-5.0007 acres. The site is irregular in shape and features the following frontages: 340.4 feet to the southeast, along Walnut Street; 145.13 feet to the south, along the curve between Walnut Street and Valley Road; 189.79 feet along Valley Road to the southwest; 276.02 feet along the northern border of the property (inclusive of some frontage along the Garden State Parkway); and 361.75 feet along the eastern border of the property. Primary vehicular access to the property is provided by Walnut Street, secondary vehicular access is provided by Valley Road.

In conclusion, size and topography of the subject parcel appear appropriate for hotel use. The site is fully developed, with no excess land available for expansion.

Easements

The appraisers were not provided with any information concerning easements affecting the subject property. For the purposes of this appraisal, we have assumed that the property is not encumbered by any unusual or onerous easements which would affect its use or marketability.

HVS International, Mineola, New York   Description of the Land, Improvements,  8
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Regional Access

It is important to analyze a lodging facility's ease of access with respect to regional and local transportation routes and demand generators. Several local routes serve the subject property's area.

Union County is extremely well served by a mixture of interstate, state, county, and local roadways. These roadways include the Garden State Parkway, and Interstates 95 (also known as the New Jersey Turnpike) 78, and 287. Of these, the most important insofar as the subject property is concerned is the Garden State Parkway.

The subject property enjoys frontage along the Garden State Parkway. This parkway is a toll road that extends on a north/south axis, roughly paralleling the New Jersey coastline from I-87, the New York State Thruway, in New York State (to the north) to Cape May, at New Jersey's southern tip. The Garden State Parkway provides access along New Jersey's eastern shoreline, and intersects with other major highways, such as I-78, I-95, U.S. Highways 202 and 9, and the Atlantic City Expressway.

Located approximately ten miles to the south of the subject property is the Garden State Parkway's intersection with Interstate 95, which provides a major link between northern New Jersey and New York City. At its intersection with I-80, I-95 leads northbound motorists directly to the George Washington Bridge, from which Manhattan's West Side can be accessed. I-95 then continues northward through the Bronx, intersecting I-87 (known as the Major Deegan Expressway) and I-295 (which channels traffic to access Long Island), and continues northward through the New York County of Westchester, and on into Connecticut and the New England States. To the south of its intersection with I-80, I-95 is known as the New Jersey Turnpike, and provides access throughout the State of New Jersey; this highway then continues southward, roughly paralleling the Eastern Seaboard, as far as Miami, Florida.

Interstate 78 intersects the Garden State Parkway approximately 12 miles north of the subject property. This interstate commences in Harrisburg, Pennsylvania and traverses east to its termination point in Newark, New Jersey. Interstate 287 intersects the Garden State Parkway approximately 2 miles south of the Parkway's intersection with Interstate 95 (12 miles south of the subject property). To the northeast, Interstate 287 provides regional access to Staten Island and eventually the boroughs of Brooklyn, Queens, and the Bronx in New York City. To the west, Interstate 287 follows the western border of the greater Newark metropolitan area, eventually

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continuing north to its intersection with Interstate 87 (the Interstate 287 termination point).

Given the subject property's location proximate to the Garden State Parkway, regional access to the Holiday Inn Select is considered excellent.

Local Access and Visibility

Motorists utilize exit 135 to access the Clark area of New Jersey from the Garden State Parkway. After exiting, motorists encounter a traffic circle which provides access to various local roads and on-ramps to the Garden State Parkway. Hence, given the multitude of road choices that can be taken from the circle, coupled with the various on-ramps of local and interstate traffic, access from this circle to the subject property (as well as from the subject property to the parkway) can be initially confusing.

Motorists traveling northbound on the Garden State Parkway take exit 135 and follow the traffic circle at the end of the exit ramp to the Valley Road exit (the second possible exit choice). The subject property is then located to the northeast, to the left of the driver. Motorists traveling southbound on the parkway utilize the similarly numbered exit and follow the traffic circle at the end of the exit ramp to the Valley Road exit (the fourth possible exit choice). Signage for this Valley Road exit (and all other exits) exists to assist drivers. To reach the parkway from the subject property, motorists exit right onto Valley Road and drive in a northwesterly direction to the traffic circle. The first exit provides access to the northbound parkway, and the third exit provides access to the southbound parkway.

Visibility of the subject property is favorable. The six-story structure is visible from the Parkway, and adequate signage exists along Valley Road and Walnut Avenue.

Given the close proximity of the subject property to this traffic circle, and the proximity of the site to the Garden State Parkway, local access to the subject property is considered excellent and the visibility of the subject property is considered favorable.

Airport Access

I-78 provides access to the subject property from Newark International Airport, located roughly five miles to the east of the I-78/Garden State Parkway intersection. Although further from the subject property, access is also possible from John F. Kennedy and LaGuardia International Airports.

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Utilities

The subject site is served by all necessary utilities, which are provided as follows.

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Table 3-1  Available Utilities
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            Utility                    Provider
            -------                    --------
            Water                      Clark Township
            Electricity                Public Service Electricity and Gas
            Local Telephone            Bell Atlantic
            Long Distance Telephone    AT&T
            Sewer and Storm Drainage   Clark Township
            Garbage and Trash          Demarco
            Cable Television           Comsast
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Soil and Subsoil Conditions

Geological and soil reports were not provided to the appraisers or made available for review during the preparation of this report. The appraisers are not qualified to evaluate soil conditions other than by a visual inspection of the surface.

Nuisances and Hazards

The appraisers have not been informed of any site-specific nuisances or hazards, and there were no visible signs of toxic ground contaminants at the time of our inspection. Because the appraisers are not experts in this field, we do not warrant the absence of hazardous waste, and we urge the reader to obtain an independent analysis of these factors.

Legal Description

As noted earlier, a copy of the subject property's legal description, as provided by Ashford Financial Corporation, is presented in the Addenda to this report.

Conclusion

The subject parcel appears appropriate as the site of a lodging facility. We have analyzed the issues of size, topography, access, visibility, and the availability of utilities, and we note the following advantages and disadvantages.

Advantages

o The site size is large enough to allow for sufficient parking and other related hotel uses.

o The site enjoys a favorable location along the Garden State Parkway, and is easily accessible from Newark International Airport.

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o The site is visible to motorists traveling both directions on the Garden State Parkway.

o     The site is served by all necessary utilities.

Disadvantages

o     The local access traffic circle can be confusing for motorists.

The advantages noted above are important locational characteristics. In conclusion, the site appears favorable for the location of a transient lodging facility.

IMPROVEMENTS

The quality of a lodging facility's physical improvements has a direct influence on its marketability and attainable occupancy and average rate. The design and functionality of the structure can also affect operating efficiency and overall profitability. This section investigates the subject property's physical improvements and personal property in an effort to determine how they contribute to total value. The following description of the improvements is based on our inspection of the hotel and information provided by Ashford Financial Corporation.

Holiday Inn Select is a full-service lodging facility containing 191 rentable units, 7,493 square feet of meeting space, a restaurant, a lounge, an outdoor pool with outdoor grill area, a gift shop, an exercise room, and the appropriate back-of-the-house facilities. The six-story property opened in 1973, and is 23 years old as of the date of this appraisal. The hotel was acquired by Clark New Jersey Hotel Limited Partnership - an entity controlled by Ashford Financial Corporation in August of 1995. At the time of this acquisition, the hotel was in extremely poor condition. Subsequent to the acquisition, the subject property was extensively renovated at an estimated cost of $3,200,000. In scope, this renovation included the exterior of the building, public areas and the guestrooms. The hotel is now judged to be in excellent condition, and management representatives report that all building systems are in working order. The hotel is operated under a license agreement with Holiday Inn and reportedly meets the standards for lodging facilities of that brand.

Based on our inspection and information provided by Ashford Financial Corporation, the following table summarizes the facilities available at the subject property.

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Table 3-2  Facilities Summary
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Guestrooms
      King Beds                                            95 Units
      Double/Doubles                                       96
      Parlor                                                1
                                                        ------
             Total                                        192 Units

Food and Beverage Outlets
      Hunter's Grill                                      110 Restaurant Seating
                                                           50 Bar Seating

Meeting and Banquet Rooms
      Clarktown Ballroom                                2,054 Square Feet
         Suite C                                          624
      Scotchwood                                          897
      Woodbridge                                        1,274
      Westfield                                           624
      Mountainside                                        624
      Cranford                                            650
      Springfield                                         650
      Berkley                                             720
                                                        ------
          Total                                         7,493 Square Feet

Recreational & Other Amenities
      Outdoor Swimming Pool with Grill Area
      Exercise Room
Parking Spaces                                            267 Outdoor spaces
Elevators
      Guest                                                 2
      Service                                               0
Life Safety Systems
      Battery operated smoke detectors in all guestrooms
      Hardwired smoke detectors in public spaces
      Building sprinklered in all guestrooms and public spaces
      Pull stations and fire extinguishers throughout
Laundry
      Washers                                               3
      Dryers                                                3

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Property Exterior

The hotel structure is situated on the northwestern portion of the site. Paved parking areas accommodating 267 vehicles are located around the perimeter of the building, with the majority of the spaces situated east and south of the hotel structure. The pavement is in good condition. The property's exterior appears to be in excellent condition and was repainted subsequent to the hotel's purchase by its current owners. Due to the hotel's

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relatively new affiliation, signage is new and appears to be in excellent condition.

Primary vehicular access to the subject site is provided via Valley Road, along the southwestern border of the site; and secondary access is provided via Walnut Road, along the southeastern border of the site. Along Walnut Road there are actually two entrances, there is an entrance near the eastern corner of the site and an entrance near the southern corner of the site. Most guests are coming from the Parkway; hence, guests approach the hotel from the northwest. After entering the site, guests proceed to the hotel's main entrance, which is located along the southern side of the hotel building. Service traffic can gain access to the loading dock, which is located along the northern side of the building.

Construction and Design

The subject property design includes a six-story tower with a four-story wing, and one extension emanating from this tower: the porte cochere at the hotel's main entrance along the southeastern side of the main tower. The main six-story tower aligns in a southwest/northeast direction, and the four-story extension emanates from the southwestern edge of the main tower. The guestrooms are double loaded off interior corridors. Reportedly, the main tower was originally designed to be constructed with more levels; however, when local officials protested, the construction was halted at six levels and an additional wing was added to incorporate the remaining guestrooms. This late change to the buildings design is apparent in the S-shaped hallway that connects the wing to the main tower on levels one through four.

It is important to note that the hotel structure does not feature any one- or two-story extensions for meeting space; the hotel's meeting space is contained within the hotel tower. Due to the configuration of columns within the hotel structure, the largest available meeting space is limited in size. This is an important issue of functional obsolescence.

Management reports no structural, plumbing, or electrical problems with the subject property. Although there was some water leakage with one storm during the last year, the roof is reportedly in superior condition.

Lobby

As stated previously, the porte cochere is situated along the southeastern side of the building. The lobby is located directly northwest of this porte cochere. Guests reach the lobby through one set of double doors (motion-sensored, electronically opened) which first leads to a breezeway, and then

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a second set of double doors (also electronic) which leads to the lobby. Directly in front of the guest is the front desk. To the left of the guest is the main first floor hallway which provides access to the gift shop, hotel offices, a bank of public telephones, and the first floor guestrooms of the south wing. To the right of the guest is the lobby seating area and a public hallway (following the northwestern side of the lobby) which provides access to the guestroom elevators, public restrooms, an additional bank of public telephones, the restaurant and bar, a secondary hotel entrance, and a public stairwell leading to the second floor meeting space.

The lobby features ten seats (including one sofa), plants, various tables, framed artwork, and is in excellent condition after its renovation in 1995. The lobby also features windows overlooking the entrance to the hotel. The hotel's property management system utilized at the front desk is Multisystems Incorporated. The subject property's features a Navigator telephone system.

Food and Beverage Outlets

As stated previously, northeast of the lobby is the entrance to the hotel's restaurant and lounge (there is no separate exterior entrance), Hunter's Grill. The restaurant and lounge areas feature separate entrances, and a distinctly different decor and ambiance. The restaurant is the subject property's multi-purpose restaurant, serving breakfast, lunch and dinner seven days a week (6 AM to 11 PM). This area was similarly renovated with the other areas of the hotel and appears to be in excellent condition; management hopes to add more plants to the room in 1997. The restaurant features a main dining level and two raised dining areas which add depth and interest to the room. The room features glass-top tables and a stationary buffet which is used each morning for the hotel's breakfast service.

The bar is adjacent to the restaurant and is open during the afternoon and evening hours (11 AM - 1 AM). The bar and immediate bar seating is raised (similar to the raised areas of the restaurant) above the remaining area of the bar; this remaining area accommodates the bar's dance floor, additional seating, a jukebox, and a small stage area. The wall between the hallway and the lounge features several windows; management plans to add awnings over these windows in 1997 to add to the decorative scheme of the hallway. Management also plans to add signage for the restaurant and bar; currently there is no signage identifying the outlets as the Hunter's Grill. The bar appears to be in excellent condition.

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Meeting and Banquet Space

Except for the 720-square-foot Berkeley room, the subject property's function space is located on the second floor of the hotel. The meeting space remains in superior condition after the renovation of the hotel. The ballroom features new carpet, wallcovering, and lighting fixtures. A dance floor is available for social functions; all standard audio-visual can be contracted through an on-site servicing company. The ballroom is divisible into two sections and is in superior condition; management plans to add wall light sconces and chandeliers in 1997. The ballroom features a small break-out area which also appears in excellent condition. This area features a variety of attractive artwork, furniture, and plants, as well as a water fountain, men's and women's restrooms, and three public telephones.

Drawbacks of the ballroom space include its limited size (the largest capacity is 160 for a banquet), lack of direct back-of-house access, and limited pre-function area. These drawbacks, however, can be overcome by using the space directly across from the ballroom (the Scotchwood room) for pre-function and by using the northern most entrance to the ballroom as a back-of-house entrance. The only drawback that is impossible to surmount is the space's limited size; this is an issue of functional obsolescence that would require a significant capital investment to overcome. The limited size inhibits many larger meetings and events; hence, the subject property is unlikely to obtain its fair share in the meeting and group market. Given the superior quality of the space, however, the hotel is still able to achieve a healthy penetration into this market and is popular for training and small corporate meetings.

One additional meeting room is situated directly adjacent to the hotel restaurant. Given the close proximity to the hotel kitchen; this room is most often used for small banquets or formal private dinners. This space is attractively decorated and features superior lighting fixtures and finishes.

Guestrooms

The subject property features 191 guestrooms, 95 of which contain king beds and 96 of which contain two double beds. The remaining room is a parlor room which connects to a room with a king bed. In 1995, all guestroom bedroom areas received a complete renovation which included all case goods and soft goods. Bathrooms also received new wallpaper and other cosmetic refurbishments. The following is a list of the furniture featured in a standard king guestroom:

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o     King-sized bed with headboard

o     Two nightstands with lamps

o     Desk with chair and lamp

o     Television (25-inch screen, remote controlled)

o     Armoire with lamp

o     Wall mirror

o     Framed artwork

o     Clothes hanging rack

Rooms with two double beds feature similar furniture, with one less nightstand.

Guest bathrooms are standard and in fair condition; while the renovation addressed wallcovering, each bathroom's floor, vanity, sink, toilet, bathtub, and bath tile are reportedly from the original construction and appear worn and dated. Upgrades for the bathrooms are planned by management in the near future.

Extra features in the subject property guestrooms include clock radios, two phones with dataports, coffee machines with complimentary coffee, luggage racks, oversized televisions, hairdryers, and make-up mirrors.

Guestroom Corridors

Guestroom corridors are wide enough to permit the easy passage of housekeeping and room service carts. The corridors are finished with relatively new carpet and wall finishes which were replaced in the previous renovation. Although corridor lighting is sufficient and appears to be in good condition, its style appears dated when compared to the hallway's recently updated finishes; management reports that 1997 planned capital improvements include the updating of these fixtures. Vending and ice machines are also provided on each guestroom floor of the hotel.

Approximately 75% of the hotel's guestrooms (106 units) are non-smoking. This type of amenity costs very little and requires no structural changes. We expect that the number of rooms allocated for this purpose will be increased or reduced depending on demand and guest response.

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Recreational Amenities

The subject property's recreational amenities include an outdoor pool with grill and an exercise facility. Access to the pool is provided by a small public hallway extending from the lobby, just north of the front desk. The pool deck is scheduled to be refinished in 1997. Overall, the pool area appears to be in good condition. The small public hallway features a small men's and women's bathroom. These bathrooms are dated in appearance; 1997 capital improvements include a re-coloring of the wall tiles, a new floor, and new mirrors.

The exercise room located on the fourth level contains two stationary bicycles, two treadmills, and two Stairmasters. Extra features include bottled water, a television, a courtesy phone, and a wall clock. All equipment is reportedly in good working order. This room, open twenty-four hours, was originally a guestroom before its conversion to its present use; the bathroom features a scale and paper towel dispenser.

Back-of-the-House Space

Back-of-the-house space appears to be adequate for the operation of this property. The main kitchen features a hot line, a separate pantry section, two walk-in coolers, one small freezer, and a receiving area. Overall, the kitchen appears to be in good working order. The main kitchen also features a dumb waiter which transports food to the second floor holding kitchen. This additional kitchen is located in the northeastern corner of the hotel, north of the Scotchwood Room. Prior to the renovation, the Scotchwood Room and the Ballroom were one large room; hence, the room was able to accommodate larger banquets. Therefore, this second floor kitchen was once used as a banquet kitchen. With the renovation and subsequent division of this larger room into two smaller rooms, this kitchen is now primarily used as a holding kitchen.

The subject property features an in-house laundry facility which contains three laundry machines and three dryers. Two of the laundry machines are manufactured by Continental (85-pound capacity); these were purchased during the renovation. The other is made by Milnor; its age was not readily known. The dryers are manufactured by Huebsch, one of which was added since the renovation (120-pound capacity). The ages of the older Milnor dryers were unavailable. The subject property also features one ironer.

Vertical Transportation

Vertical transportation is provided by two elevators (2,500 pound capacity each) and three stairwells. These elevators are utilized both for service staff and guests which is one aspect of the building's functional obsolescence.

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The Armor elevator cabs were renovated last year and appear to be in good condition. Scheduled 1997 upgrades to the cabs include the installation of phones. There is one stairwell located at each end of the hotel tower.

Heating, Ventilation, and Air Conditioning

The subject property guestrooms are cooled by in-room through-the-wall heating and cooling units that are in working order. Public areas are heated and cooled by the subject property chillers and heated by hot-water coil units. The subject property features one new boiler, and one water chiller (its age was unavailable). The boiler reportedly handles the needed water heating capacity of the subject property.

Based on information provided by Ashford Financial, all of the subject property's operating systems are in sufficient working order to maintain the operation of the hotel.

Fire Protection

The subject property is reportedly fully compliant with all fire standards. The building is fully sprinklered in all guestrooms and public areas, and guestrooms feature battery operated smoke alarms (hardwired in public areas). Guestroom hallways and all public areas feature pull stations and fire extinguishers.

Security

The subject property employs a security guard to be on site during the evening hours (11 PM to 7 AM). Doors feature a Tesa electronic locking system which contributes to the security of the hotel. Given its location proximate to the Parkway ( a convenient escape route), the subject property is at times a target of crime. According to management, however, crime is not a significant issue and the on-staff guard is sufficient to deter enough crime so that it does not affect the competitive level of the property.

Asbestos

According to information provided by management representatives, there is no asbestos present in the subject property's improvements; however, we have not been provided with an asbestos report to confirm this assertion. The reader should be advised that any costs associated with asbestos removal or containment may have an unfavorable impact on the hotel's market value, and the estimate set forth in this appraisal reflects our value conclusions prior to the deduction of any such costs. We suggest that interested parties initiate an independent analysis regarding current asbestos levels and the capital expenditures necessary to remove any asbestos that is present.

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ADA Conformance

Following the January 26, 1992 passage of the Americans with Disabilities Act
(ADA), hotels are subject to new physical standards. The appraisers are not experts on ADA compliance, and we render no opinion regarding the subject property's conformance to ADA standards. Capital expenditures that may be necessary to bring the property into accordance with the ADA will reduce our estimate of market value. Any ongoing costs related to ADA regulations are expected to be funded by normal replacement reserves.

Conclusion

Overall, the subject property's improvements appear appropriate for hotel use. The hotel's lobby, meeting space, guestroom bedroom areas, and guestroom corridors are in excellent condition and have been maintained well since the 1995 renovation. Issues to be addressed in the near future include the pool and pool public restrooms, and the guest bathrooms. For the purposes of this appraisal, we have assumed that the subject property will be maintained in its present condition throughout the assumed ten-year holding period. Specifically, it is assumed that hotel management will employ standard preventive maintenance measures, and that a reserve for replacement fund will be established which will fund the cost of any future necessary capital expenditures.

ZONING

According to the Township of Clark zoning regulations and map, the subject property is zoned as follows.

                      COH - Commercial Office, Multi-Story

This zoning provision allows general commercial uses including motor inns and hotels, theaters, and multi-family housing specifically designed for and limited to occupancy by senior citizens. Based on this information, the subject property appears to conform to local zoning regulations. We assume that all necessary permits and approvals have been secured (including an appropriate liquor license), and that the subject property was constructed in accordance with local zoning ordinances, building codes, and all other applicable regulations. Our zoning analysis should be verified before any physical changes are made to the hotel.

ASSESSED VALUE AND TAXES

Property (or ad valorem) tax is one of the primary revenue sources of municipalities. Based on the concept that the tax burden should be distributed in proportion to the value of all properties within a taxing jurisdiction, a system of assessments is established. Theoretically, the assessed value placed on each parcel bears a definite relationship to market value, so properties with equal market values will have similar assessments and

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properties with higher and lower values will have proportionately larger and smaller assessments. Depending on the taxing policy of the municipality, property taxes can be based on the value of the real property or the value of the personal property and the real property.

Because the objective of assessed value is to maintain a specific value relationship among all properties in a taxing jurisdiction, comparable hotel assessments should be evaluated to determine whether the subject property's assessed value is equitable.

The historical assessed value of the subject property has not changed since January 1, 1985 (this value is $10,121,378). According to the Clark Township Tax Assessors Office, a reassessment is not expected in the short-term future. Hence, for the purposes of our projections, we have assumed that the assessment of the subject property is appropriate at its current level.

The assessment ratios and tax rates applicable to the subject property are presented in the following table. These are also used to calculate the historical tax burden of the subject property.

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Table 3-3  Historical Assessment Ratios, Tax Rates, and Tax Burdens Applicable
           to the Subject Property
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                               Assessment     Tax Rate                  Percent
Year     Assessed Valuation      Ratio       (per $100)   Total Tax      Change
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1985         10,121,378          100.00 %       2.20       $222,670       ---
1986         10,121,378           98.16         2.39        237,450       6.6 %
1987         10,121,378           86.63         2.47        216,573      (8.8)
1988         10,121,378           72.85         2.62        193,184     (10.8)
1989         10,121,378           63.10         3.07        196,068       1.5
1990         10,121,378           60.16         3.36        204,591       4.3
1991         10,121,378           58.05         3.41        200,353      (2.1)
1992         10,121,378           59.83         3.51        212,552       6.1
1993         10,121,378           59.92         3.84        232,886       9.6
1994         10,121,378           59.35         3.95        237,278       1.9
1995         10,121,378           58.85         4.11        244,809       3.2
1996         10,121,378           58.33         4.13        243,827      (0.4)

Percent Change 1991 - 1996:         0.1 %        3.9 %          4.0 %
Percent Change 1994 - 1996:        (0.9)         2.3            1.4

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The above table illustrates that assessment ratio has decreased in recent years, by 0.9% compounded annually between 1994 and 1996; however, the ratio increased slightly by 0.1% compounded annually between 1991 and 1996. These trends illustrate that the assessment ratio is stable and is proximate to 59%. The above table also illustrates that the tax rate in this jurisdiction has fluctuated in recent years; the rate has grown by 3.9% compounded annually between 1991 and 1996, and by 2.3% compounded annually between 1994 and 1995. For the purposes of this appraisal, we have assumed that the assessment ratio will remain stable, and we have also assumed the tax rate will increase by 1% in 1997, by 2% in 1998, and then by inflation for the remaining projection period.

Applying these projected increases to the 1996 tax burden yields the following forecast of property taxes for the subject property.

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Table 3-4  Forecast of Property Tax Expense (+000)
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                                           1997     1998     1999     Stabilized
--------------------------------------------------------------------------------
Forecast Property Taxes                    $246     $251     $260        $269

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NEIGHBORHOOD

The neighborhood surrounding a lodging facility often has an impact on a hotel's status, image, class, style of operation, and sometimes its ability to attract and properly serve a particular market segment. This section investigates the subject property's neighborhood and evaluates any pertinent locational factors that could affect its occupancy, average rate, food and beverage revenues, and overall profitability.

As previously stated, the subject property is southeast of the Garden State Parkway, proximate to exit 135. Given this superior accessibility, this intersection area is developed with various commercial and industrial uses as well as residential communities.

Directly east of the subject property (across Walnut Street) are several buildings associated with Star Metal Products; further east of these buildings is a residential area. North of the Star Metal Product buildings is the office building 67 Walnut. Adjacent and to the north of the subject property is the office building 60 Walnut. North of the 60 Walnut and 67 Walnut office buildings is the overpass of the Garden State Parkway. Past this overpass is the Cali Center, a large office complex, and the United States Gypsum Company (a gypsum processing industrial plant). Two gas stations are also

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located proximate to the gypsum plant. North of the gypsum plant is the Hyatt Clark Industries Company. This site is currently vacant and a golf course if proposed for development on this site. An opening date for the course has not yet been set and construction has not commenced.

South of the subject property is an area characterized by residences. Southeast of the subject property is the Mother Seton Regional High School (across Valley
Road). Directly adjacent to the subject property and to the northwest is the Clark Printing Company and the Union County Baptist Church. Northwest of these developments is the Garden State Parkway and traffic circle discussed in the accessibility section of this report.

Northwest of the Garden State Parkway is a neighborhood characterized by retail uses that features a Bradlees, Marshalls, liquor store, bank, McDonalds, and Burger King. This area also features a large vacant site; the construction of a large Shoprite has begun which is due to open next year. The site was previously improved with the Clarktown Inn, a motorlodge. This construction illustrates the strength of the local economy and bodes well for the continued improvement of the immediate neighborhood.

Conclusion

The neighborhood surrounding the Holiday Inn Select appears favorable for the operation of a full-service lodging facility.

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4.    Market Area Analysis

The economic vitality of the market surrounding the subject property is an important consideration in forecasting lodging demand and income potential. Economic and demographic trends that reflect the amount of visitation provide a basis from which to project hostelry demand. The purpose of the area analysis is to review available economic and demographic data to determine whether the local market will undergo economic growth, stability, or decline. In addition to predicting the direction of the economy, the rate of change must be quantified. These trends are then correlated based on their propensity to reflect variations in lodging demand with the objective of forecasting the growth or decline in visitation by individual market segment.

Market Area Definition

The Holiday Inn Select is situated in the township of Clark, in the southern portion of Union County, New Jersey. The area's major economic influences are provided by the Newark Metropolitan Statistical Area (MSA); also included in this area are Essex, Morris, Sussex, and Warren Counties.

Traditionally, New Jersey has been economically driven by the industrial, manufacturing and transportation industries which are fueled by the readily accessible deep water ports, airports and major highways linking the area to its sources of raw materials. New Jersey's economy, marked by modest but steady growth for the past two years, is in its 52nd month of a recovery that economists and labor analysts expect to continue into next year. The fallout of mergers and acquisitions in the telecommunication, pharmaceutical and banking industries has been compensated by the creation of new jobs in financial and business services, healthcare, and technology-related businesses.

The subject property's extended neighborhood is highly developed with commercial, retail, industrial, transportation-related and residential uses.

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                                    AREA MAP

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New York - Northeastern New Jersey Region Economic Overview

The following summary is excerpted from Regional Economy - Review and Outlook for the New York - New Jersey Metropolitan Region -April 1996, published by the Port Authority of New York and New Jersey.

The regional recovery has proved to be resilient despite the negative effects of higher interest rates, slower growth in the United States and leading international economies, and continued restructuring in key regional industries like banking, bio-medical and defense. Although growth slowed noticeably though most of 1995, the NY-NJ region's gradual economic recovery continued for a third year. Total jobs rose 62,100 in 1995, up 0.9 percent, following a 1.1 percent increase in 1994. However, trends in total jobs mask the sweeping changes underway in public and private sector employment throughout the region. During 1995, while government jobs declined 2.0%, private employment rose 1.7% in the New York suburbs, 1.6% in Northern New Jersey, and 1.2% in New York City. Importantly, the similar performance of the geographic subsectors of the region reinforces strong regional economic integration that has become well established since the onset of the 1989-1992 recession.

A slowing regional economy in 1995 occurred in conjunction with sluggish growth in the United States through the year and persistent weakness in key international markets, such as Japan and Mexico, which are significant partners for trade and investment in the region. Regional gains were also dampened by the cumulative effect of rising interest rates last year, which negatively affected profits and bonuses on Wall Street, as well as new construction activity. Regional consumers turned increasing cautious through the year, leading to a disappointing performance in retail sales during the critical holiday season. With many signals pointing to slower growth throughout the nation, long-term interest rates began to ease significantly in the second half of 1995, setting the state for a pick-up in growth later in 1996 and into 1997.

Despite lingering weakness in Japan and Mexico, the international sector has been an important foundation for continued regional growth, as witnessed by the record levels of international travel, tourism, and merchandise trade in 1995. Furthermore, regional wages began to pick up to a 5% growth rate from 2.5% at the close of 1994, according to the most recent data, and are expected to gain with the improved profitability of the securities sector.

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The outlook is decidedly mixed over the short term as the significant restructuring of leading banking, telecommunications, bio-medical, and manufacturing corporations in the regional partially offsets expected jobs growth. In spite of the headlines generated by these losses, overall gains will continue in areas such as services, financial market activity, international trade, tourism, and the multimedia and entertainment sectors. Importantly, these sectors, which been the source for many of the 250,000 private jobs generated in the region since the depths of the recession in late 1992, are well positioned to take advantage of the improved growth expected in the United States and the leading international economies in the next few years.

In addition to the Regional Economy - Review and Outlook for the New York - New Jersey Metropolitan Region - April 1996, published by the Port Authority of New York and New Jersey, additional information has been provided by the Bureau of Labor Statistics, New York Department of Labor, Smith Travel Research, The New Jersey Star Ledger, and Con Edison's Forecasting Newsletter (Third and Fourth Quarters) for this analysis.

REGIONAL EMPLOYMENT

Within the New York-New Jersey region, employment continued to rise, as regional jobs gained 62,100, (public and private jobs) or 0.9%, during 1995. This performance represented a small decrease from the 1.1% gain in 1994. On a month-to-month basis, modest increases in growth rates associated with mild winter conditions in January and February of 1995 were realized. Employment growth in the region was noticeably slower during the spring of 1995.

The following table illustrates the change in employment for the major sectors in the Northern New Jersey region, illustrating 1985 to 1995 data. The following information has been provided by the State of New Jersey Department of Labor.

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Table 4-1  Northern New Jersey Region Wage and Salary Employment by
           Major Industry  (+000)
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                         Percent                   Percent                     Percent            Percent   Wholesale &    Percent
     Year      Total     Change     Construction   Change     Manufacturing    Change     TCPU    Change    Retail Trade   Change
-----------------------------------------------------------------------------------------------------------------------------------
     1985     2,225.0      ---          82.9         ---           520.2         ---      172.2      ---       527.4         ---
     1986     7,880.8    254.2 %        89.9         8.4 %         501.9        (3.5)%    176.8      2.7 %     540.4         2.5 %
     1987     8,033.2      1.9          94.3         4.9           491.7        (2.0)     180.7      2.2       554.4         2.6
     1988     8,473.8      5.5          99.8         5.8           479.6        (2.5)     178.2     (1.4)      564.0         1.7
     1989     8,511.5      0.4          96.6        (3.2)          461.2        (3.8)     179.9      1.0       565.3         0.2
     1990     8,384.1     (1.5)         87.2        (9.7)          427.7        (7.3)     176.9     (1.7)      546.6        (3.3)
     1991     8,001.1     (4.6)         73.2       (16.1)          401.0        (6.2)     172.5     (2.5)      519.5        (5.0)
     1992     7,829.0     (2.2)         64.2       (12.3)          379.7        (5.3)     171.8     (0.4)      507.2        (2.4)
     1993     7,862.6      0.4          66.6         3.7           368.8        (2.9)     175.9      2.4       505.8        (0.3)
     1994     7,941.6      1.0          69.4         4.2           363.0        (1.6)     182.2      3.6       514.1         1.6
     1995     8,016.9      0.9          70.3         1.3           355.6        (2.0)     183.6      0.8       523.3         1.8

Annual Average Change:
    1985 to 1995          13.7  %                   (1.6)%          10.9 %      (3.7)%               0.6 %                  (0.1)%
    1990 to 1995          (0.9)                     (4.2)           21.3        (3.6)                0.7                    (0.9)
    1994 to 1995           0.9                       1.3            26.7        (2.0)                0.8                     1.8


                         Percent    Services    Percent                  Percent
     Year       FIRE     Change     & Misc.     Change     Government    Change
--------------------------------------------------------------------------------
     1985      136.9       ---        484.2       ---         301.2        ---
     1986      148.2       8.3 %      505.4       4.4 %       296.9       (1.4)%
     1987      158.9       7.2        525.2       3.9         298.5        0.5
     1988      165.1       3.9        544.5       3.7         302.0        1.2
     1989      171.5       3.9        572.3       5.1         307.2        1.7
     1990      166.8      (2.7)       580.4       1.4         309.9        0.9
     1991      159.0      (4.7)       566.7      (2.4)        306.8       (1.0)
     1992      158.8      (0.1)       574.3       1.3         307.7        0.3
     1993      161.4       1.6        592.4       3.2         309.0        0.4
     1994      162.9       0.9        609.9       3.0         310.1        0.4
     1995      162.1      (0.5)       637.0       4.4         311.5        0.5

Annual Average Change:
    1985 to 1995           1.7 %                  2.8 %                    0.3 %
    1990 to 1995          (0.6)                   1.9                      0.1
    1994 to 1995          (0.5)                   4.4                      0.5

                     Source: NYS & NJS Departments of Labor

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Since the regional economic recovery began inclusive of the greater New Jersey-New York region, the eight counties of Northern New Jersey (including the subject property's county) have paced well above the aggregate average; this particular trend has labeled the area a "break out" economy. Northern New Jersey added 31,800 jobs to its employment base which equated to a 1.4% growth rate. The new jobs represented over one half the 1995 job growth in the NY-NJ region. Even with that impressive accomplishment, the Northern New Jersey economy slowed with each successive quarter in 1995.

Private sector employment expanded faster than total employment. The Northern New Jersey private sector gained 30,200 jobs for a growth rate of 1.6%. This performance was almost one-third of the private sector jobs added region wide. The gains spread across four sectors: service, wholesale and retail trade, TCPU, and construction. The job losses were concentrated in manufacturing and FIRE.

Growth continued to slow in the transportation, communication, public utilities
(TCPU) sector as continued layoffs at phone companies and energy utilities offset gains in transportation employment. Manufacturing employment continued to decline, losing 7,400 jobs - or 2.0% - in 1995. The region's wholesale and retail trade sector continued to rebound strongly in 1995, gaining 9,200 jobs, or 1.8%. According to the Departments of Labor for New York and New Jersey, construction employment totals, which were severely affected by the recession, continued to rise, with a gain of 9,000 - or 1.3% - in 1995. The slight increase in public sector employment continued in 1995, with an increase of 0.5%.

Employment in the Northern New Jersey Region

In addition to reviewing employment trends for the New York-New Jersey region as a whole, we have also reviewed data for the Northern New Jersey area. Employment data for this review is based on information provided by the Port Authority of New York and New Jersey and the New Jersey Star Ledger. These most recent available employment statistics were through July of 1996.

Job gains in the eight-county Northeastern New Jersey area, consisting of Bergen, Essex, Hudson, Middlesex, Morris, Passaic, Somerset and Union Counties, drove the regional recovery. Following employment growth of 29,700, or 1.4%, in 1994, the increase in employment increased 2.0% in Northeastern New Jersey in the first half of 1995. By midyear-1996, New

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Jersey had a net gain of 18,600 jobs and was on pace to match last year's gain of 36,600 jobs (statewide).

The Counties of Hudson and Bergen led the overall employment gains in Northeastern New Jersey. Services sector job growth was strong, at 3.5%, and construction job growth, which benefited from the mild winter conditions, was 6.8%.

Job growth for the first half of 1995 increased 2.0%, outperforming 1994. The rise in overall job growth is attributable to the wholesale-retail trade and FIRE sectors, which had significant gains throughout 1994. Job reductions in the telecommunications and energy components of TCPU detracted from the pace of total job growth. Manufacturing jobs fell 1.5%, with the largest losses occurring in the Counties of Bergen, Passaic, Middlesex, and Somerset.

Similar to 1994, some divergence in the rates of job growth took place among the several labor markets that make up the eight-county Northeastern New Jersey sector. Growth was strongest in the more recently developed areas of Somerset and Middlesex Counties, along the more rapidly growing highway corridors in the periphery of the region, and at the Hudson County waterfront.

Labor Force

According to figures provided by the New Jersey Star Ledger, unemployment rates in the state of New Jersey declined during the first six months of 1996, averaging 6.1%, compared to 6.7% for the first six months in 1995. The state has regained 200,000 jobs or about 75% of the 262,000 jobs lost during the last recession.

According to information provided by the Port Authority of New York and New Jersey, unemployment rates also fell in the urbanized counties of Northern New Jersey. In Hudson County, the rate of unemployment fell to 9.4% in the first half of 1995, from 10.0% last year. Passaic County's unemployment rate stood at 8.9% - down from 10.1% at mid-1994. Essex County's rate was 7.9% in the first six months of 1995, compared to 8.9% in 1994.

Regional unemployment rates in the suburban areas were at or below the national average the first half of 1995. In the New York suburbs, joblessness eased consistently throughout the first six months of the year, averaging 4.9%. The suburban counties of Northern New Jersey averaged 5.3% - also

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all at or below the nation's average rate of unemployment. Somerset County boasted the region's lowest jobless rate, at 4.0%.

Construction Contracts and Starts

The value of new construction contracts awarded during the year, reported by F.
W. Dodge, is an indicator of the planned construction activity and employment demand over time, as work is completed on these projects.

During the first six months of 1995, total planned spending on new construction awards in the New York-New Jersey region rose by 3.8%, compared to a 2.0% increase in 1994. In inflation-adjusted dollars, actual regional construction activities remained quite low, totaling $5.3 billion. This amount represented the lowest level of construction spending since the $4.8 billion recorded in 1977.

In the Northern New Jersey area, total construction spending decreased by 2.6% during the first half of 1995. Nationally, F. W. Dodge reported a 2.0% decrease in total construction spending, compared to 1994. In Northern New Jersey, a 1.0% increase in the first six months of 1995 was recorded in commercial/industrial construction spending over 1994 levels. Residential construction spending in Northeastern New Jersey also experienced considerable gains, increasing by 17.8% in the first half of 1995. Infrastructure construction spending in the region decreased by 6.0%, compared to a 12% increase in 1994. Gains were recorded in all parts of the region except infrastructure construction. Nationally, infrastructure spending increased by 1%, compared with 1994 levels.

Office Market

The New Jersey Star Ledger reports that gradual recovery in office market conditions continued in much of the Northern and central New Jersey region during the first half of 1996, with overall vacancy rates falling to their lowest level since 1987. After three consecutive quarters of increased occupancy, the overall vacancy rate for the two regions stands at 17.9%, down 2% from a year ago. But Class A vacancy hit its lowest point in a decade, at 13.4%, with several sub-markets reporting Class A vacancy below 10%. Approximately 81% of the 1.5 million square feet of office space absorbed throughout the entire region was in Class A space. Overall, space came off the market at a rate 14% higher than in the first six months of 1995.

The Central New Jersey counties of Hunterdon, Mercer, Middlesex, Monmouth, Somerset, and Union (the subject property's county) reported that the second quarter 1996 ended with 1 million more square feet of space occupied than at the beginning of the year. The Central New Jersey market

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had the highest rate of absorption of any market in the New York area. It also realized the largest lease transaction during the second quarter, when Hoechst Celanese, a chemical company, expanded by taking another 207,727 square feet of space at 30 Independence Drive, Warren Township.

The following table illustrates a summary of the Woodbridge/Edison/ Metropark Office Market for 1995. The data was compiled by JGT Associates and illustrates that overall vacancy was 22.2%, while Class A office space vacancy was 15.4%.

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Table 4-2  Woodbridge/Edison/Metropark Office Market (1995)
--------------------------------------------------------------------------------

                             Class A      Class B      Class C        Overall
------------------------------------------------------------------------------
Total Space                 2,661,944    2,502,967    1,108,970      6,273,881
Available Space               409,296      717,402      268,809      1,395,507
Vacancy Rate                    15.4%        28.7%        24.2%          22.2%

                             Source: JGT Associates

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Figure 4-1        Woodbridge/Edison/Metropark Office Market (1995)
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     [THE TABLE ABOVE WAS DEPICTED AS A BAR GRAPH IN THE PRINTED MATERIAL]

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Residential Market

Rising interest rates in 1994 meant higher mortgages rates which, in turn, depressed regional housing markets in the first six months of 1995. The largest drop in sales was registered in the fourth quarter of 1994 with the peak of 30-year mortgage rates at 9.1%, according to the National

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Association of Realtors. For the first six months of 1995, total sales in select residential locations of the region - including Northern New Jersey, Westchester and Nassau Counties, and the western portion of Suffolk County - were still more than 10% lower than the comparable period a year ago. However, the rate of decline has been easing. Residential mortgage rates had moved downward to just over 7.5% by June, 1995.

International Activity

According to the New Jersey Star Ledger, international trade continued to become a more important part of New Jersey's economy in 1995, with exports of $18.3 billion, up $1.5 billion from 1994 and $3.9 billion from 1993. Exports grew to 7.1% of the state's gross domestic product, an increase of 0.9% from 1994. Total jobs related to international trade in New Jersey now number roughly 850,000, according to the Bureau of Labor Statistics.

According to the New York and New Jersey Port Authority, international investment activity in the region has quickened. Leading foreign economies with ties to the region have begun to recover. In addition, the low value of the dollar has made investment in U.S. assets a bargain. According to information from the Port Authority of New York and New Jersey, office leasing activity by foreign tenants totaled 1.2 million square feet in the first half of 1995, compared to 1.9 million square feet leased in all of 1994. Firms from Switzerland and the U.K. represented more than half the leasing activity in 1995. German, Japanese, and Canadian firms have also signed leases for significant amounts of office space in the region.

International investors also purchased office buildings in the region. Purchases amounted to 1.3 million square feet of space, led by investors from Russia and Israel.

Office buildings are not the only real estate asset that foreign investors purchased. Investors from 17 nations own 42 hotels, which comprise 29% of the total transient room inventory. Investors from Japan, Hong Kong, and the U.K. made more than half of this total investment.

Major Business and Industry

The relatively low land cost (when compared to Manhattan), quality of living, and favorable accessibility make the Newark and northern New Jersey region a popular location for major corporations to establish operations and corporate headquarters. These offices, as well as other regional installations, are the major source for lodging demand in the market of the subject property. This discussion includes a sample of some of these corporate headquarters in the general vicinity of the subject property.

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Companies with corporate headquarters in New Jersey and north of Newark (in the Paramus and Woodcliff Lake area) include the Federal Paper Board, A & P, Toys R Us, TW Services, Hertz, Ingersoll-Rand, and Becton Dickinson. The Interstate 287 southern corridor (including the cities of Parsippany through Basking Ridge) features many companies with headquarters including BASF, Armco, Warner-Lambert, Allied Signal, AT&T, and Schering-Plough. Companies with headquarters in the Wayne and Fairfield area (approximately half-way between the I-287 corridor to the southwest and the Paramus area to the northeast) include American Cyanamid, GAF, Union Camp, Grand Union, Noritsu, and Ricoh. Lastly, company headquarters south of Newark in the general area encompassing Edison to the south through Clark to the north include Merk, Hanson Industries, Engelhard, Johnson and Johnson, and Supermarkets General.

Economic and Demographic Data

We have evaluated various economic and demographic statistics to determine trends in lodging demand. Much of this evaluation has been discussed thus far in this section of the report. However, we have also included a discussion of the area's population, retail sales, and personal income below. The source of data used in this section of analysis is the Complete Economic and Demographic Data Source published by Woods & Poole Economics, Inc., a well-regarded forecasting service based in Washington, DC. Using a data base containing more than 300 variables for each county in the nation, Woods & Poole employs a sophisticated regional model to forecast economic and demographic trends. Historical statistics are based on census data and information published by the Bureau of Economic Analysis. Projections are formulated by Woods and Poole. All dollar amounts have been adjusted for inflation, and thus growth or decline represents real change in constant dollars.

Population

According to Woods & Poole Economics, Inc., the statewide population increased at an average annual compounded rate of 0.5% between 1980 and 1995; an identical growth rate was registered from 1990 to 1995. These figures fall below the national gains of 1.0% and 1.1% for these respective periods. While population declined for Union County and the Newark, NJ MSA on an annual compounded basis by 0.1% between 1980 and 1995, population has expanded on an annual compounded basis for these two areas by 0.1% and 0.2%, respectively, between 1990 and 1995.

Projections indicate that population increases from 1995 through the year 2000 will closely mirror recent trends, and fall below national gains. Union County is projected to experience a decline in population with an average

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annual compounded decline of 0.2% during this period, and the MSA is anticipated to achieve slightly higher increases of 0.1% annually. Forecasts for the state as a whole are similar to those of the MSA, and indicate an average annual compounded population increase of 0.4% between 1995 and 2000. The United States population is anticipated to expand by 0.9% annually through the end of the decade.

We find that the rate of population growth generally establishes a minimum rate of increase for commercial hotel demand; this observation also holds true for the meeting and convention segment if a majority of the meetings are business-oriented.

Retail Sales

Retail sales levels reflect both population trends and the propensity to spend money on retail goods. There is no direct correlation between retail sales and hotel demand; however, retail sales trends tend to gauge the economic health and vitality of the market. Retail sales growth should cause local businesses to prosper and make it more likely for new firms to enter the market.

Information from Woods & Poole Economics, Inc. reveals that between 1980 and 1995, retail sales in Union County rose at an inflation-adjusted average annual compounded rate of 0.5%; the Newark, NJ MSA registered a moderately higher growth rate during this period of 0.9%. Retail sales levels for the state slightly surpassed this mark, with an increase of 1.6% annually, and the national growth rate of 1.9% annually was 1.0% higher than that registered by the MSA.

From 1990 to 1995, retail sales growth recovered in all of the areas surveyed except for the state, which illustrates the effect of national trends on the MSA and County. Average annual compounded growth rates expanded to 0.7% annually in Union County, 1.2% in the Newark, NJ MSA, and declined to 1.5% in New Jersey. The national retail sales expanded by 2.5%, annually, between 1990 and 1995.

Countywide retail sales are projected to slow to an average annual compounded decline of 0.2% between 1995 and 2000, which illustrates the expected stabilization of the regional economy. The MSA and the state are expected to maintain higher growth rates of 0.1% and 0.4% annually, respectively, falling short of the anticipated national gain of 0.9% per year.

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Personal Income

According to the procedures outlined in the National Income and Product Accounts, personal income is calculated by totaling earned income (wages, salaries, other labor income, and proprietor's income), non-earned income, and residence adjustments and subtracting personal contributions to social insurance. Trends in personal income reflect the spending ability of local residents.

Woods & Poole Economics, Inc. reports that personal income rose at average annual compounded rates of 1.5% in Union County and 2.0% in the Newark, NJ MSA between 1980 and 1995. New Jersey maintained similarly high increases of 2.4% annually. The 2.3% average annual compounded increase in the United States was largely similar to those achieved in the subject property's market area.

Once again, the recession and related events caused slower personal income growth in all areas between 1990 and 1995. During this period, average annual compounded growth rates were 0.9% in Union County, while the state and the Newark, NJ MSA achieved growth rates of 1.0%, each respectively, compounded annually. Between 1990 and 1995, the nation maintained personal income growth of 1.9% annually.

Personal income growth in Union County is projected at an average annual compounded rate of 0.9% between 1995 and 2000; this anticipated growth suggests a stabilized economic climate through the remainder of the decade. Increases in the MSA is projected at 1.4% (higher than the short-term historical level) and a growth rate of 2.0% for the state (lower than the short-term historical level) illustrate the projected strength for the greater Newark metropolitan area. Personal income growth in the United States is anticipated to occur at an average annual compounded rate of 2.3% from 1995 through the year 2000.

Highway Traffic

The subject property occupies a prominent location adjacent to the Garden State Parkway. The quantity of highway traffic passing through a market area is a relevant factor that has a direct impact on transient commercial and leisure demand and an indirect effect on meeting demand.

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Table 4-3  Traffic Counts
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                              Garden State              Percent
              Year              Parkway(1)               Change
           --------------------------------------------------------
              1992              174,400                    --
              1993              184,800                   6.0 %
              1994              183,600                  (0.6)
              1995              186,400                   1.5

Avg. Annual Comp. Percent Change, 1992 - 1995             2.2 %

(1) At the exit numbered 136 (subject property is at exit 135)

Source: Data Development, New Jersey Department of Transportation

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Between 1992 and 1993, traffic volume increased by 6.0% and then declined by 0.6% in 1994. Traffic volume stabilized in 1995 with a growth rate of 1.5%. This stabilizing traffic volume may be attributed to the healthy economy of the surrounding area, which should have a positive impact on the demand for transient accommodations.

Airport Traffic

Airport passenger counts are important indicators of transient lodging demand. Depending on the type and location of a particular airfield, a sizable percentage of arriving passengers may have need for hotel and motel accommodations. Trends showing changes in passenger counts also reflect local business activity and the overall economic health of an area.

New York is one of the most important transportation centers in the United States, and the subject property's proximity to New York City positions it as a viable lodging alternative to visitors to New York City. There are three major commercial airports servicing the New York Metropolitan area including: John F. Kennedy (JFK) International Airport, LaGuardia Airport and Newark International Airport. Combined, these three airports serviced over 78 million passengers in 1995. Over the past five years, the region has exhibited positive growth in airport passenger traffic, reflecting an average annual increase of 3.7%.

New York City is a major destination for international business and tourism travel. International passenger traffic accounted for nearly 30 percent of total passenger volume into the city in 1995. International traffic has reflected strong growth over the last several years.

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Development activities at both Kennedy and Newark Airports are expected to boost airport traffic at both airports. These plans are targeted to make both airports more accessible to the public and/or expand existing facilities. The JFK Redevelopment Plan consists of expansion to the existing facilities at Kennedy Airport. A new terminal is being constructed at the site of the former Eastern Air Lines facility, in addition to expansion of the existing terminals. Another major planned development is the construction of a people mover. This would allow for connection of the airport to mass transit systems such as the Long Island Railroad and New York City mass transit. Development plans at Newark International Airport include the construction of a monorail. The monorail is intended to provide easier transportation between points throughout the airport.

The following tables illustrate the historical passenger volume handled by the three New York area international airports.

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Table 4-4 Growth at the Three New York Area Airports (Total Arrivals and
          Departures)
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                         Percent                Percent                 Percent
   Year        JFK       Change    LaGuardia    Change       Newark     Change
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   1968    19,573,628      ---     10,481,999      ---      6,716,584      ---
   1969    19,507,694     (0.3)%   11,736,383     12.0 %    7,130,537      6.2 %
   1970    19,096,705     (2.1)    11,845,141      0.9      6,460,489     (9.4)
   1971    19,310,714      1.1     12,796,002      8.0      6,105,054     (5.5)
   1972    20,725,700      7.3     14,234,735     11.2      6,752,395     10.6
   1973    31,389,159     51.5     14,027,360     (1.5)     6,835,203      1.2
   1974    20,216,436    (35.6)    13,703,028     (2.3)     6,451,857     (5.6)
   1975    19,475,761     (3.7)    13,185,753     (3.8)     6,265,797     (2.9)
   1976    21,032,973      8.0     14,088,797      6.8      6,752,726      7.8
   1977    22,545,497      7.2     15,087,530      7.1      7,303,604      8.2
   1978    24,860,753     10.3     17,094,972     13.3      8,469,465     16.0
   1979    26,976,675      8.5     18,391,035      7.6      9,296,942      9.8
   1980    26,796,066     (0.7)    17,467,962     (5.0)     9,223,260     (0.8)
   1981    25,752,719     (3.9)    18,146,191      3.9     10,181,865     10.4
   1982    26,452,508      2.7     18,516,891      2.0     11,731,062     15.2
   1983    27,904,474      5.5     18,813,397      1.6     17,411,253     48.4
   1984    29,934,779      7.3     20,302,511      7.9     23,654,163     35.9
   1985    28,945,000     (3.3)    20,542,000      1.2     28,577,000     20.8
   1986    27,224,000     (5.9)    22,189,000      8.0     29,433,000      3.0
   1987    30,192,000     10.9     24,226,000      9.2     23,475,000    (20.2)
   1988    31,166,000      3.2     24,159,000     (0.3)    22,496,000     (4.2)
   1989    30,323,000     (2.7)    23,158,000     (4.1)    20,928,000     (7.0)
   1990    29,794,000     (1.7)    22,795,000     (1.6)    22,255,000      6.3
   1991    26,229,068    (12.0)    19,654,344    (13.8)    22,276,396      0.1
   1992    27,767,073      5.9     19,656,145      0.0     24,285,164      9.0
   1993    26,796,843     (3.5)    19,804,566      0.8     25,809,413      6.3
   1994    28,809,322      7.5     20,730,467      4.7     28,020,482      8.6
   1995    30,829,781      7.0     20,599,394     (0.6)    26,626,231     (5.0)

Average Annual Compounded Growth
1968 - 1995                1.7 %                   2.5 %                   5.2 %
1980 - 1995                0.9                     1.1                     7.3
1990 - 1995                0.7                    (2.0)                    3.7

     Source: Port Authority of New York and New Jersey - Aviation Department

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Tourist Attractions

Although commercial activity is an important component of the area economy, the greater New York area is also a major tourism destination. The subject property will often benefit from tourism related directly to New York City; tour groups will often utilize greater-Newark area guestroom

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supply due to the cheaper room rates (when compared to New York City) that are available.

Leisure travel in the subject property's market area is also affected by events occurring at the Meadowlands Sports Complex. The complex was constructed in 1976 on a 750-acre site for approximately $450 million. The project was entirely financed by the sale of bonds issued by the New Jersey Sports and Exposition Authority, at no expense to the taxpayers. Surplus operating revenues from the complex are turned over to the State of New Jersey General Fund, to which the complex has contributed more than $60 million to date. The three major facilities of the complex are Giants Stadium, Brendan Byrne Arena and Meadowlands Racetrack. The following table illustrates the total attendance within the Meadowlands Sports Complex. The significant increase in attendees at Giants Stadium in 1994 represents the World Cup Soccer tournament that was held that year. Because this is not an annual event, the large average annual compounded growth at Giants Stadium is not indicative of future trends.

================================================================================
Table 4-5  Meadowlands Sports Complex Annual Attendance
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                                   Brendan      Meadowlands        Total
    Year      Giants Stadium     Byrne Arena     Racetrack       Attendance
--------------------------------------------------------------------------------
    1985         2,200,000         2,100,000     2,800,000        7,100,000
    1986         1,750,000         2,000,000     2,400,000        6,150,000
    1987         1,700,000         2,200,000     2,600,000        6,500,000
    1988         2,700,000         2,400,000     2,400,000        7,500,000
    1989         2,100,000         2,300,000     2,200,000        6,600,000
    1990         2,200,000         2,400,000     2,000,000        6,600,000
    1991         2,300,000         2,000,000     2,000,000        6,300,000
    1992         2,200,000         1,900,000     2,500,000        6,600,000
    1993         2,000,000         1,900,000     2,000,000        5,900,000
    1994         3,200,000         2,500,000     1,850,000        7,550,000
    1995         1,600,000         2,300,000     1,600,000        5,500,000

Average Annual Compounded Growth
--------------------------------
1985 - 1995                 -3.1 %           0.9 %          -5.4 %         -2.5
1990 - 1995                 -6.2            -0.8            -4.4           -3.6

                Source: New Jersey Sports & Exposition Authority

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Woods and Poole Data

The following table summarizes the economic and demographic trends discussed throughout this section. All figures that reflect dollar amounts have been adjusted for inflation, and thus reflect real change. It should be noted that the percent changes indicated in the following tables are based on unrounded figures, and thus may not calculate exactly.

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Table 4-6  Economic and Demographic Data for the Subject Property's Market Area
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                                                                                                  Avg. Annual
Data Type                                          Period       Data Point     Data Point        Comp. Change
-------------------------------------------------------------------------------------------------------------
Long-Term Historical Population (+000)
      Union County                                1980-1995          504.4          495.4             (0.1)%
      Newark, NJ MSA                              1980-1995        1,962.7        1,935.5             (0.1)
      State of New Jersey                         1980-1995        7,377.0        7,938.8              0.5
      United States                               1980-1995      227,225.6      262,791.0              1.0
Short-Term Historical Population (+000)
      Union County                                1990-1995          493.6          495.4              0.1
      Newark, NJ MSA                              1990-1995        1,915.9        1,935.5              0.2
      State of New Jersey                         1990-1995        7,740.1        7,938.8              0.5
      United States                               1990-1995      249,401.4      262,791.0              1.1
Projected Population (+000)
      Union County                                1995-2000          495.4          490.8             (0.2)
      Newark, NJ MSA                              1995-2000        1,935.5        1,943.2              0.1
      State of New Jersey                         1995-2000        7,938.8        8,107.5              0.4
      United States                               1995-2000      262,791.0      274,758.4              0.9
Long-Term Historical Retail Sales (+000,000)
      Union County                                1980-1995        3,058.2        3,301.2              0.5
      Newark, NJ MSA                              1980-1995       11,175.0       12,779.9              0.9
      State of New Jersey                         1980-1995       45,469.7       57,963.4              1.6
      United States                               1980-1995    1,340,768.9    1,765,826.1              1.9
Short-Term Historical Retail Sales (+000,000)
      Union County                                1990-1995        3,188.7        3,301.2              0.7
      Newark, NJ MSA                              1990-1995       12,045.4       12,779.9              1.2
      State of New Jersey                         1990-1995       53,923.1       57,963.4              1.5
      United States                               1990-1995    1,557,380.2    1,765,826.1              2.5
Projected Retail Sales (+000,000)
      Union County                                1995-2000        3,301.2        3,267.3             (0.2)
      Newark, NJ MSA                              1995-2000       12,779.9       12,827.5              0.1
      State of New Jersey                         1995-2000       57,963.4       59,157.0              0.4
      United States                               1995-2000    1,765,826.1    1,846,830.4              0.9
Long-Term Historical Retail Sales Per Capita
      Union County                                1980-1995        6,063.3        6,663.9              0.6
      Newark, NJ MSA                              1980-1995        5,693.5        6,602.8              1.0
      State of New Jersey                         1980-1995        6,163.7        7,301.3              1.1
      United States                               1980-1995        5,900.6        6,719.5              0.9
Short-Term Historical Retail Sales Per Capita
      Union County                                1990-1995        6,460.1        6,663.9              0.6
      Newark, NJ MSA                              1990-1995        6,287.1        6,602.8              1.0
      State of New Jersey                         1990-1995        6,966.8        7,301.3              0.9
      United States                               1990-1995        6,244.5        6,719.5              1.5

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Table 4-6  Economic and Demographic Data for the Subject Property's Market Area
           (continued)
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                                                                                                  Avg. Annual
Data Type                                          Period       Data Point     Data Point        Comp. Change
-------------------------------------------------------------------------------------------------------------
Projected Personal Retail Sales Per Capita
      Union County                                1995-2000        6,663.9        6,656.7             (0.0)
      Newark, NJ MSA                              1995-2000        6,602.8        6,601.3             (0.0)
      State of New Jersey                         1995-2000        7,301.3        7,296.6             (0.0)
      United States                               1995-2000        6,719.5        6,721.7              0.0
Long-Term Historical Eating and
  Drinking Place Sales (+000,000)
      Union County                                1980-1995          265.6          279.2              0.3
      Newark, NJ MSA                              1980-1995          965.0        1,240.2              1.7
      State of New Jersey                         1980-1995        3,991.7        5,226.8              1.8
      United States                               1980-1995      126,131.6      185,035.4              2.6
Short-Term Historical Eating and
  Drinking Place Sales (+000,000)
      Union County                                1990-1995          270.7          279.2              0.6
      Newark, NJ MSA                              1990-1995        1,132.5        1,240.2              1.8
      State of New Jersey                         1990-1995        4,781.7        5,226.8              1.8
      United States                               1990-1995      161,197.4      185,035.4              2.8
Projected Eating and Drinking
  Place Sales (+000,000)
      Union County                                1995-2000          279.2          284.0              0.3
      Newark, NJ MSA                              1995-2000        1,240.2        1,277.3              0.6
      State of New Jersey                         1995-2000        5,226.8        5,482.5              1.0
      United States                               1995-2000      185,035.4      199,127.3              1.5
Long-Term Historical Eating and
  Drinking Place Sales Per Capita
      Union County                                1980-1995          526.6          563.6              0.5
      Newark, NJ MSA                              1980-1995          491.6          640.8              1.8
      State of New Jersey                         1980-1995          541.1          658.4              1.3
      United States                               1980-1995          555.1          704.1              1.6
Short-Term Historical Eating and
  Drinking Place Sales Per Capita
      Union County                                1990-1995          548.3          563.6              0.6
      Newark, NJ MSA                              1990-1995          591.1          640.8              1.6
      State of New Jersey                         1990-1995          617.8          658.4              1.3
      United States                               1990-1995          646.3          704.1              1.7
Projected Eating and Drinking
  Place Sales Per Capita
      Union County                                1995-2000          563.6          578.7              0.5
      Newark, NJ MSA                              1995-2000          640.8          657.3              0.5
      State of New Jersey                         1995-2000          658.4          676.2              0.5
      United States                               1995-2000          704.1          724.7              0.6
Long-Term Historical Personal
  Income (+000,000)
      Union County                                1980-1995        9,190.9       11,496.9              1.5
      Newark, NJ MSA                              1980-1995       33,086.9       44,463.4              2.0
      State of New Jersey                         1980-1995      120,336.5      171,425.6              2.4
      United States                               1980-1995    3,163,874.0    4,443,243.2              2.3

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Table 4-6  Economic and Demographic Data for the Subject Property's Market Area
           (continued)
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                                                                                                  Avg. Annual
Data Type                                          Period       Data Point     Data Point        Comp. Change
-------------------------------------------------------------------------------------------------------------
Short-Term Historical Personal
  Income (+000,000)
      Union County                                1990-1995       11,015.8       11,496.9              0.9
      Newark, NJ MSA                              1990-1995       42,408.4       44,463.4              1.0
      State of New Jersey                         1990-1995      162,895.3      171,425.6              1.0
      United States                               1990-1995    4,051,714.6    4,443,243.2              1.9
Projected Personal Income (+000,000)
      Union County                                1995-2000       11,496.9       12,028.9              0.9
      Newark, NJ MSA                              1995-2000       44,463.4       47,610.8              1.4
      State of New Jersey                         1995-2000      171,425.6      188,925.7              2.0
      United States                               1995-2000    4,443,243.2    4,972,219.5              2.3
Long-Term Personal Income per Capita
      Union County                                1980-1995       18,222.0       23,208.0              1.6
      Newark, NJ MSA                              1980-1995       16,857.0       22,972.0              2.1
      State of New Jersey                         1980-1995       16,312.0       21,593.0              1.9
      United States                               1980-1995       13,924.0       16,908.0              1.3
Short-Term Historical Personal
  Income per Capita
      Union County                                1990-1995       22,318.0       23,208.0              0.8
      Newark, NJ MSA                              1990-1995       22,135.0       22,972.0              0.7
      State of New Jersey                         1990-1995       21,046.0       21,593.0              0.5
      United States                               1990-1995       16,246.0       16,908.0              0.8
Projected Personal Income per Capita
      Union County                                1995-2000       23,208.0       24,507.0              1.1
      Newark, NJ MSA                              1995-2000       22,972.0       24,501.0              1.3
      State of New Jersey                         1995-2000       21,593.0       23,303.0              1.5
      United States                               1995-2000       16,908.0       18,097.0              1.4
Long-Term Historical Employment
  - Union County (+000)
      Farm                                        1980-1995            0.3            0.1             (5.2)
      Agriculture Services, Other                 1980-1995            1.0            1.4              2.4
      Mining                                      1980-1995            0.3            0.1             (8.5)
      Construction                                1980-1995           14.0           13.4             (0.3)
      Manufacturing                               1980-1995           84.9           48.4             (3.7)
      Trans., Comm. & Public Utils.               1980-1995           22.5           22.1             (0.1)
      Total Trade                                 1980-1995           62.4           54.5             (0.9)
        Wholesale Trade                           1980-1995           27.9           20.0             (2.2)
        Retail Trade                              1980-1995           34.6           34.5             (0.0)
      Finance, Insurance, & Real Estate           1980-1995           20.5           22.8              0.7
      Services                                    1980-1995           64.2           89.2              2.2
      Total Government                            1980-1995           31.0           29.9             (0.2)
        Federal Civilian Govt.                    1980-1995            2.7            2.6             (0.2)
        Federal Military Govt.                    1980-1995            1.7            1.3             (1.6)
        State & Local Govt.                       1980-1995           26.6           26.0             (0.2)
      TOTAL                                       1980-1995          301.2          282.0             (0.4)

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Table 4-6  Economic and Demographic Data for the Subject Property's Market Area
           (continued)
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                                                                                                  Avg. Annual
Data Type                                          Period       Data Point     Data Point        Comp. Change
-------------------------------------------------------------------------------------------------------------
Short-Term Historical Employment
  - Union County (+000)
      Farm                                        1990-1995            0.1            0.1             (2.4)
      Agriculture Services, Other                 1990-1995            1.1            1.4              5.7
      Mining                                      1990-1995            0.2            0.1            (17.6)
      Construction                                1990-1995           13.2           13.4              0.3
      Manufacturing                               1990-1995           58.2           48.4             (3.6)
      Trans., Comm. & Public Utils.               1990-1995           22.0           22.1              0.2
      Total Trade                                 1990-1995           60.2           54.5             (2.0)
        Wholesale Trade                           1990-1995           23.0           20.0             (2.8)
        Retail Trade                              1990-1995           37.1           34.5             (1.5)
      Finance, Insurance, & Real Estate           1990-1995           25.6           22.8             (2.4)
      Services                                    1990-1995           87.1           89.2              0.5
      Total Government                            1990-1995           29.4           29.9              0.4
        Federal Civilian Govt.                    1990-1995            2.7            2.6             (1.2)
        Federal Military Govt.                    1990-1995            1.5            1.3             (2.3)
        State & Local Govt.                       1990-1995           25.2           26.0              0.7
      TOTAL                                       1990-1995          297.1          282.0             (1.0)
Projected Employment
  - Union County (+000)
      Farm                                        1995-2000            0.1            0.1             (0.8)
      Agriculture Services, Other                 1995-2000            1.4            1.3             (1.0)
      Mining                                      1995-2000            0.1            0.1              0.5
      Construction                                1995-2000           13.4           12.7             (1.1)
      Manufacturing                               1995-2000           48.4           44.2             (1.8)
      Trans., Comm. & Public Utils.               1995-2000           22.1           22.0             (0.1)
      Total Trade                                 1995-2000           54.5           50.8             (1.4)
        Wholesale Trade                           1995-2000           20.0           18.7             (1.3)
        Retail Trade                              1995-2000           34.5           32.1             (1.4)
      Finance, Insurance, & Real Estate           1995-2000           22.8           23.2              0.4
      Services                                    1995-2000           89.2           90.7              0.3
      Total Government                            1995-2000           29.9           29.7             (0.2)
        Federal Civilian Govt.                    1995-2000            2.6            2.5             (0.9)
        Federal Military Govt.                    1995-2000            1.3            1.3              0.2
        State & Local Govt.                       1995-2000           26.0           25.9             (0.1)
      TOTAL                                       1995-2000          282.0          274.9             (0.5)

                    Source: Woods and Poole Economics, Inc.
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Subsequent sections of this economic study and appraisal will relate these historical and projected growth trends to specific market segments based on their propensity to reflect visitation. This analysis will provide a basis for forecasting changes in room night demand in the subject property's area.

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5.    Overview of External Forces Affecting the U.S. Lodging Industry

Introduction

Hotel ownership is ultimately the business of creating and enhancing value. To understand the investment potential of lodging facilities, investors must be thoroughly aware of the many forces that can cause changes in the value of their properties. Although some of these forces are internal (such as the layout and design of the facilities, the quality of management, and the condition of the property), others are external (such as the local economic environment and the competitive nature of the market). The risk associated with hotel investment lies largely with the external forces that are beyond the control of ownership and contribute to the variability of future income flows.

Investors and appraisers can project financial results by evaluating the historical impact of external forces on hotel values. Successful hotel investors seek opportunities where the risk of external forces can be minimized, thus reducing the uncertainty associated with income expectations.

When investors engage in due diligence prior to acquiring a lodging facility, they are primarily interested in trends affecting a limited geographic market area, such as a town, city, or county. A broader overview takes into account national and international travel patterns and trends. An understanding of the general characteristics of the United States hotel market is important because these trends often foreshadow economic and demographic changes in smaller areas.

This section of the appraisal will present an overview of the U.S. lodging industry by tracing many of the forces that influence hotel values. Historical economic and demographic data, and industry statistics will be analyzed to provide a basis for projections. Forecasts will be evaluated to determine their reasonableness. The conclusions represent another set of criteria that hotel investors consider in making their acquisition decisions.

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The Supply and Demand Relationship

Most business ventures are influenced by the relationship between supply and demand. In the hotel industry, supply refers to the number of units. A unit consists of one or more rooms and represents the smallest accommodation that can be rented to a guest. Each unit must have a full bath and its own entrance to a public hallway or the building exterior. Demand refers to a room night, which is one unit that is occupied for one night. The supply and demand relationship has a significant influence on a hotel's occupancy and/or average room rate.

Occupancy is calculated by dividing the number of rooms that are occupied for a specific period by the total number of rooms that are available during the same period. Average room rate is determined by dividing the total rooms revenue achieved during a specific period by the number of rooms occupied during that period; it also represents the weighted average of all the room rates charged during that period. In a market where demand is increasing faster than supply, occupancies rise and average rate growth generally exceeds inflation. When supply is increasing faster than demand, occupancies fall and average rates typically remain level or decline. Hotels generate revenue based on occupancy and average rate, and thus the supply and demand relationship is an important factor in analyzing profits and value.

Hotel occupancy levels have shown definite cycles that reflect the balance between supply and demand. The early 1970s marked the beginning of a hotel building boom reminiscent of the 1920s. Many factors contributed to this expansion, but the two main elements were readily available financing and aggressive chains that were eager to sell franchises. The new construction during the 1970s was made possible by the enormous amount of financing generated by all lenders, particularly real estate investment trusts (REITs). These high-leverage finance companies were created to allow small investors to participate in real estate mortgages and equities. The concept was quickly accepted by Wall Street, and soon billions of dollars were available to finance real estate projects. Many lenders became so overwhelmed with new money that their underwriting procedures broke down and some marginal developments were approved.

During the late 1960s and early 1970s, hotel companies actively expanded their chains through franchising. Franchising was a source of new capital, allowing hotel companies to grow and achieve national recognition using the franchisee's financial investment in individual properties. Some franchisors, eager to demonstrate sustained growth and establish a national

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presence, employed questionable marketing tactics to sell new franchises. Salespeople were often compensated based on the number of franchises sold, so there was little incentive to discourage developers from investing in poor locations and overbuilt markets. Many lenders and hostelry developers were led to believe that a national franchise would guarantee a successful operation.

The combination of readily available financing and aggressive hotel chains eager to sell franchises resulted in overbuilding and development of many poorly located, undercapitalized hostelries managed by inexperienced owners. The bubble burst on the lodging industry when inflation caused construction costs and interest rates to escalate. The 1974 energy crisis drastically reduced travel, and the accompanying recession curtailed business trips, conferences, and conventions.

Operators of marginal properties quickly fell behind in their mortgage payments, and lenders were forced to foreclose. As lenders became hostelry owners, they either organized work-out departments headed by experienced hoteliers or engaged professional hotel management companies to assume operational responsibilities. Sales data indicate that lenders who were looking for quick sales to remove nonperforming hotel assets from their books had to lower their prices substantially to attract all-cash buyers. Lenders who were willing to hold on to foreclosed hotels and employ professional management to reposition and improve the properties' operation were generally able to recoup their original investments in three to five years, once the industry began to recover. However, even lenders who repositioned their hotels had to take back favorable purchase-money financing to sell the properties because money from other sources was not available.

History has shown that during economic downturns, hotel values generally do not fall in proportion to the properties' declining incomes. Sellers, and particularly lenders who take back hotels through foreclosure, are often unwilling to sell at substantially reduced prices. They are more likely to wait out the downward cycle and dispose of their assets when the market begins to rebound. Thus, appraisers can best reflect market behavior by projecting a facility's net income to a point of recovery and applying the proper discounted cash flow procedure over that time period.

The late 1970s was a period of relative calm for the lodging industry. Because most lenders were recovering from the financial wounds inflicted by

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the 1975 recession, they had little interest in making hotel mortgages. New construction was restrained, and primarily consisted of additions to existing properties and the development of some large, downtown hotels oriented toward the commercial and convention markets. The rebirth of center-city hostelries was a direct result of fuel shortages and the availability of government financing for inner-city redevelopment projects. Highway-oriented properties, on the other hand, were adversely affected by escalating gasoline prices and decreased automobile travel, and these lodging facilities lost some of their appeal among investors and hotel companies.

Decreased building activity, the normal retirement of older hostelries from the market, and an improving economy created a favorable supply and demand relationship and record-high occupancy levels from 1979 to 1980. Average room rates increased rapidly as operators took advantage of the excess demand to recoup earlier losses and keep up with inflation.

After the decline in hotel development during the late 1970s, the environment appeared suitable for a period of renewed expansion. However, the Federal Reserve tightened the money supply in the early 1980s, sending the prime interest rate up to double-digit levels. Most of the projects that were in the preliminary planning stages but lacked sensible financing were put on hold.

Fiscal policy and declining energy prices eventually reduced the national inflation rate. This caused a decline in hotel interest rates beginning in 1983, and suddenly massive amounts of capital were available for real estate investments. Hotel developers who had been out of the market since the mid-1970s rushed to initiate new projects. They were aided by several major real estate development incentives: high occupancies and escalating room rates, readily available debt and equity financing, and unique income tax benefits designed to stimulate the national economy out of a recession.

During the early 1980s, trends were generally favorable for new hotel development. Although the recession caused a decline in lodging demand, many markets showed relatively high occupancy levels. Room rates were usually able to keep up with inflation, and the travel industry was expected to boom as a result of a recovering economy. Franchise sellers signed up new prospects aggressively, using product segmentation to justify the saturation of a market with a common brand.

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Financing was readily available from the savings and loan industry. Following deregulation, these banks were permitted to lend on commercial real estate, such as hotels. Although savings and loans had experience in making loans on single-family homes, few had expertise with commercial properties, and fewer still with hotels. The result was almost identical to the real estate investment trust fiasco the decade before: loan underwriting and administration were inept and sometimes nonexistent, the number of loans made seemed more important than the quality of the real estate and the integrity of the borrower, and short-term funds were often used to finance long-term mortgages. In the early 1990s, the industry suffered the consequences of this lending spree: most major hotel markets became severely overbuilt and many savings and loans went out of business.

Another factor contributing to hotel development in the 1980s was the very favorable treatment provided by income tax regulations. By carefully structuring hotel syndications to take advantage of all available tax benefits, investors could virtually recoup their total cash outlay in the first year and reap additional benefits in the future regardless of the economic success of the underlying asset. Because there was little incentive to justify a transaction's economics (i.e., cash flow and reversionary benefits), a number of syndicators overpaid for hotel properties, took out usurious fees, and overloaded their hotels with debt.

A change in the tax law in the mid-1980s eliminated many of the benefits associated with hotels, but the overbuilding in most markets was either in progress or had already taken place. By the end of the 1980s, the abuses of the savings and loans had become apparent, but it was too late to reverse the overbuilding. Between 1985 and 1990, approximately 556,000 rooms were added to the U.S. hotel supply.

The national economy entered another recession in 1990, and this factor (coupled with overbuilding and the Persian Gulf War in 1991) caused the national hotel occupancy rate to bottom out at 60.9%. In some markets, hotel occupancies were as low as 35%. This supply and demand imbalance was almost identical to the situation in the 1970s that led to numerous hotel failures. As in the REIT days, the number of non-performing loans reached record levels, and lenders moved to a work-out mode of operation in order to foreclose and restructure their hotel investments. Many of the savings and loans were taken over by the government and their hotel assets were sold at auction.

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According to the American Council of Life Insurance, which represents major life insurance companies, the number of delinquent hotel loans and the number of hotel loans in foreclosure peaked in 1991. This trend is undergoing a reversal as the U.S. lodging industry begins to recover. Loan restructuring was an attractive alternative to foreclosure during this period, and the number of loans in good standing with restructured terms almost doubled.

By 1993, new hotel construction had declined significantly. Lenders, trying to get out from under problematic hotel portfolios, curtailed all real estate lending and would not even consider hotels. The tax benefits associated with lodging facilities had been reduced significantly, and passive investors left the hospitality market entirely.

The slowdown in the growth of supply had a beneficial impact on occupancy levels, which started to recover in 1992. Improved occupancies are expected to continue through the late 1990s as increases in lodging demand outpace growth in supply.

Beginning in 1991, many lenders and the Resolution Trust Corporation (RTC) sold their oldest and least desirable hotels at liquidation prices. Because virtually no third-party financing was available, most lenders were forced to take back purchase-money mortgages at favorable terms in order to sell these properties without suffering massive write-downs. The newer and more desirable hotels were not put on the market, because their lenders/owners were waiting for values to recover. This course of action significantly reduced the number of transactions involving good-quality lodging facilities. The following table shows the volume of hotel transactions exceeding $10,000,000 between 1990 and 1995.

================================================================================
Table 5-1  Summary of Major Hotel Transactions
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Year                          1990        1991        1992        1993        1994        1995
----------------------------------------------------------------------------------------------
Number of Transactions         130          54          67          52          92         104
Number of Rooms             40,543      16,427      25,187      19,935      33,503      36,951
Average Price Per Room    $136,000    $ 91,000    $ 85,000    $ 79,000    $ 80,000    $ 83,000

                            Source: HVS International

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In 1991, there were only 54 major hotel sales recorded. This number increased to 67 in 1992 and declined to 52 in 1993, then rose dramatically in 1994 and 1995. During the low-volume years, many sellers remained on the sidelines waiting for values to increase before placing their properties on the market. The jump in 1994 is attributable to a number of factors, including the greater availability of mortgage funds, a return of institutional investors to the market, and a resurgence of investor interest in lodging facilities.

The profile of typical hotel buyers has changed somewhat. During the mid-1980s, when tax-driven syndication's were popular, many hotels were purchased by passive investors who hired management companies to operate their properties. These owners had little involvement in day-to-day management decisions, which occasionally led to poor management and financial losses. Today, most buyers of major hotels are owner-operators who bring with them both the acquisition funds (usually from a joint venture partner) and management expertise. We also note that real estate investment trusts (REITs) and public hotel companies (C-Corps) are actively acquiring hotels using funds from public equity stock offerings.

The supply of new hotel rooms is expected to increase slowly during the next several years. Lenders are beginning to return to the market, and are making some hotel loans based on conservative criteria. Initially, mortgage funds were available mainly to the budget and economy lodging sectors, for the purpose of refinancing existing properties or assisting buyers in acquisitions. Now, a number of lenders are willing to finance new construction for these small, low-end properties. Although financing is also becoming available for the acquisition of large, full-service hotels, very little has been allocated for new construction. At present, active hotel lenders are not necessarily traditional banks and insurance companies, but may include credit companies and Wall Street securities firms.

A number of hotel owners and developers are now constructing budget and economy hotels; a few are planning more upscale, full-service properties. Most lenders are taking a conservative approach to new hotel loans, which should limit new development to those projects that demonstrate true economic feasibility. As a result, severe short-term overbuilding is unlikely.

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Room Rates

The supply and demand relationship has a direct impact on hotel occupancies and an indirect influence on room rate growth. Between 1978 and 1995, hotel room rates increased at an average annual compounded rate of almost 6%. Significant rate growth was recorded during the late 1970s and early 1980s as a result of strong occupancies (70%'s) coupled with a high monetary inflation rate (14%). In recent years, room rate growth slowed as a result of low occupancies and a drop in inflation.

Hotel room rates generally increase faster than the Consumer Price Index (CPI) when occupancies are strong or moving upward. When occupancies are low or declining, room rate growth tends to lag behind the CPI; in some cases, rates may remain flat or actually drop. The following table compares the historical and projected annual increase in hotel room rates in the United States to the change in the national CPI.

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Table 5-2  Percent Change in Average Room Rates Versus CPI - U.S. Hotels
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                                      Consumer Price
              Hotel Room Rate             Index                  Hotel
Year          Percent Change          Percent Change           Occupancy
--------------------------------------------------------------------------------

1973                4.2%                    6.2%                  70.2%
1974                7.6                    11.0                   64.0
1975                7.3                     9.1                   63.7
1976                8.2                     5.7                   65.8
1977                8.1                     6.5                   67.3
1978               14.0                     7.7                   69.2
1979               17.0                    11.3                   71.9
1980               15.2                    13.5                   70.6
1981               10.0                    10.3                   67.9
1982                6.5                     6.2                   66.7
1983                5.1                     3.2                   64.4
1984                6.9                     4.3                   64.0
1985                4.6                     3.6                   63.1
1986                3.2                     1.9                   62.5
1987                3.6                     3.6                   61.9
1988                3.6                     4.1                   62.3
1989                3.5                     4.8                   63.2
1990                3.0                     5.4                   62.4
1991                0.6                     4.2                   60.9
1992                1.4                     3.0                   62.1
1993                2.8                     3.0                   63.1
1994                4.8                     2.6                   64.7
1995                4.8                     2.8                   65.5
1996                5.0                     3.0                   66.0
1997                5.5                     3.5                   67.0
1998                6.0                     4.0                   68.0
1999                5.5                     4.0                   68.0

               Sources: Smith Travel Research & HVS International

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This table shows two periods when hotel room rate growth failed to keep pace with the CPI. From 1973 to 1975, the hotel industry was suffering from overbuilding related to real estate investment trusts, a recession, and a downturn in travel caused by the oil embargo. The second period of slow room rate growth occurred between 1988 and 1993, when the industry was again affected by overbuilding and a weak economy. The table illustrates

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that during periods of prosperity, room rates are a good hedge against inflation; this was true even when the CPI increased at double-digit levels.

The projections indicate a strong recovery of room rates as the relationship between supply and demand becomes more favorable. Growth is expected to peak in 1998 at 6%, which is significantly higher than the projected gain in the CPI. This may appear high, but a similar trend occurred in 1978, when room rates rose 14.0% and the CPI increased by only 7.7%.

Hotels are unique because their room rates can be adjusted at any time. Unlike office space, where rents are typically negotiated for a five-year period, hotel operators are free to base rates on occupancy trends. Using sophisticated yield management programs, modern lodging facilities can ride the demand curve and maximize room rates whenever the market permits. As a result, hotels generally offer significant upside potential during periods of economic prosperity.

If lodging facilities can increase room rates faster than the CPI and still maintain occupancies, bottom-line profits usually escalate. If they can raise room rates and occupancy at the same time, profits will grow significantly. The opposite occurs when room rates fail to keep pace with inflation. Because market value is basically a multiple of bottom-line profits, changes caused by fluctuations in occupancy and average rate have a direct impact on value.

Rooms Revenue per Available Room (RevPAR)

The ability of a hotel to maximize its occupancy and room rate is measured in terms of rooms revenue per available room (RevPAR), which is the product of occupancy and average rate. Between 1978 and 1995, RevPAR in the U.S. lodging industry increased at an average annual compounded rate of approximately 5%. As in the case of average rate, most of the increase occurred during the late 1970s, when occupancies escalated rapidly. The only decline in RevPAR occurred in 1991.

Trends in Hotel Sales

Hospitality Valuation Services constantly monitors hotel markets in order to collect information on sales of lodging facilities. This comprehensive database is known as the Hospitality Market Data Exchange (HMDE). The HMDE includes more than 90% of all hotel sales that took place during this period.

The HMDE data shows that the number of transactions peaked at 726 in 1986. This strong activity is largely attributable to pending changes in the tax laws, which made it less favorable to own hotels. It is also possible that

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forward-thinking investors noted the substantial overbuilding and declining economy and decided to bail out at that time. In 1987 and 1990, the average sales price per room peaked at $75,000. This was more than twice the 1981 average of $36,000.

Following the 1990 peak, hotel prices fell rapidly as occupancies and profits were eroded by the massive number of hotel rooms entering the market. By 1991, the year of the Persian Gulf War, sales prices had fallen to $38,000 per room. Even the highest price per room declined from the record $1,195,652 (for the sale of the Bel Air Hotel) to $251,816 in 1992. The market hit bottom in 1993 when the average sales price dropped to $36,000 per room. Prices recovered rapidly in 1994 and 1995 as investors became interested in hotels again and more full-service properties were put on the market. In 1995, the average sales price was $61,000 per room.

The figures presented in the HMDE represent actual sales prices; no attempt was made to adjust for factors such as favorable or unfavorable financing, forced or liquidation sales, bankruptcy sales, foreclosures, and so forth. As a result, the average price per room does not necessarily reflect market value, which assumes a willing buyer and a willing seller. Many of the transactions that took place during the early 1990s involved unwilling sellers - usually lenders who were forced to liquidate hotel portfolios quickly at prices that were below market levels. Most hotel experts agree that a recovery is underway, and they recommend that owners hold their properties until more favorable conditions prevail.

Trends in Hotel Values

A more meaningful indicator of trends in hotel value is the Hotel Valuation Index (HVI), developed by Hospitality Valuation Services. This index tracks changes in hotel values in 23 major markets and the nation as a whole. It is developed through an income approach, using market area data provided by Smith Travel Research and operational and capitalization rate information from Hospitality Valuation Services, and is indexed to the 1986 U.S.A. value (1.0000). The following table sets forth the HVI from 1986 to 1995.

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Table 5-3  Hotel Valuation Index per Room
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                                                                Valuation Index Per Room
                                                                ------------------------
                         1986       1987      1988       1989      1990       1991      1992       1993      1994       1995
                       ------------------------------------------------------------------------------------------------------
Honolulu                3.3571     4.0357    4.6964     5.2857    5.3214     4.7857    4.9286     4.2857    4.3929     5.6071
New Orleans             1.5357     1.7500    2.2857     2.3929    2.5000     2.6071    3.2857     3.2500    3.8929     4.4286
New York                3.5714     4.1071    4.6429     4.5357    3.9286     3.0357    2.5714     2.5714    3.1429     4.1071
San Francisco           2.5000     3.0893    3.2500     3.0714    2.9286     2.5714    2.5714     2.9643    3.2143     4.0000
Phoenix                 1.2143     1.0714    1.1786     1.5357    1.4286     1.2500    1.5000     1.9643    2.3571     3.2143
San Diego               2.8571     2.3571    2.5714     2.6786    2.3929     2.5357    2.5357     2.2143    2.3571     3.0357
Miami                   1.4286     1.6071    1.7321     2.1429    2.1786     2.2500    2.5714     2.7857    2.3214     2.9286
Washington, DC          2.1786     2.1786    2.4464     2.6071    2.2500     1.8571    2.0357     2.5000    2.3929     2.8929
Atlanta                 1.0714     1.0179    1.0536     1.0357    1.1429     1.1250    1.2857     1.7857    2.1429     2.6786
Minneapolis             0.7321     0.6964    0.7143     0.7143    0.7857     1.0000    1.2857     1.5714    1.8214     2.1786
Chicago                 1.4643     1.5000    1.5714     1.5000    1.4286     1.2143    1.2500     1.5000    1.8571     2.1786
Boston                  2.3571     2.7143    2.6071     2.1429    1.8214     1.2500    1.3036     1.3214    1.6071     2.1071
Fort Lauderdale         1.4643     1.2679    1.3214     1.4286    1.4821     1.3571    1.7143     1.8929    1.6071     1.9286
Orlando                 1.5000     1.6429    1.9286     2.5000    2.5357     1.8929    2.0714     1.7857    1.6071     1.8929
Denver                  0.5357     0.4464    0.4643     0.4821    0.7857     0.9268    1.0357     1.3214    1.5000     1.8571
Dallas                  0.5536     0.6250    0.6607     0.7321    0.7857     0.7143    0.9643     1.0357    1.3214     1.7143
USA                     1.0000     0.9464    1.0536     1.1250    1.0714     0.9214    0.9929     1.1429    1.3214     1.6071
Los Angeles             2.1071     2.2857    2.3929     2.4643    2.1786     1.5714    1.0714     0.9643    1.1964     1.5000
Tampa                   0.8393     0.7679    0.8571     1.1429    1.2857     1.0357    1.0714     1.0357    1.1071     1.3214
Anaheim                 1.7679     1.7321    1.7500     1.8571    1.6071     1.2857    0.9642     0.9464    0.8393     1.2500
Houston                 0.3571     0.4286    0.6964     0.7857    1.1071     1.1607    1.1429     1.0357    1.0000     1.1786
Philadelphia            1.4643     1.5357    1.4286     1.3214    1.0714     0.6786    0.5714     0.6071    0.7500     1.0714
Norfolk                 1.1786     1.0536    0.9286     0.7857    0.6429     0.5357    0.6071     0.6429    0.7500     0.9643
Riverside               0.9643     1.2143    1.5714     1.7143    1.4643     1.2500    0.7857     0.5357    0.4286     0.5357

                     Source: Hospitality Valuation Services
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The HVI can be used to show the value change in a particular market over time or to show the relative difference in hotel values in various cities. The following table shows the annual change in hotel values in 23 major markets and the United States as a whole.

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Table 5-4  Percent Change in the Hotel Valuation Index
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                                                                 Annual Percent Change
                                                                 ---------------------
                       '86-'87    '87-'88    '88-'89    '89-'90     '90-'91    '91-'92   '92-'93      '93-'94    '94-'95    '86-'95
                     ---------------------------------------------------------------------------------------------------------------
Honolulu                  20 %       16 %       13 %        1 %       -10 %        3 %      -13 %         3 %       28 %       67 %
New Orleans               14         31          5          4           4         26         -1          20         14        188
New York                  15         13         -2        -13         -23        -15          0          22         31         15
San Francisco             24          5         -5         -5         -12          0         15           8         24         60
Phoenix                  -12         10         30         -7         -13         20         31          20         36        165
San Diego                -18          9          4        -11           6          0        -13           6         29          6
Miami                     12          8         24          2           3         14          8         -17         26        105
Washington, DC             0         12          7        -14         -17         10         23          -4         21         33
Atlanta                   -5          4         -2         10          -2         14         39          20         25        150
Minneapolis               -5          3          0         10          27         29         22          16         20        198
Chicago                    2          5         -5         -5         -15          3         20          24         17         49
Boston                    15         -4        -18        -15         -31          4          1          22         31        -11
Fort Lauderdale          -13          4          8          4          -8         26         10         -15         20         32
Orlando                   10         17         30          1         -25          9        -14         -10         18         26
Denver                   -17          4          4         63          18         12         28          14         24        247
Dallas                    13          6         11          7          -9         35          7          28         30        210
USA                       -5         11          7         -5         -14          8         15          16         22         61
Los Angeles                8          5          3        -12         -28        -32        -10          24         25        -29
Tampa                     -9         12         33         12         -19          3         -3           7         19         57
Anaheim                   -2          1          6        -13         -20        -25         -2         -11         49        -29
Houston                   20         62         13         41           5         -2         -9          -3         18        230
Philadelphia               5         -7         -8        -19         -37        -16          6          24         43        -27
Norfolk                  -11        -12        -15        -18         -17         13          6          17         29        -18
Riverside                 26         29          9        -15         -15        -37        -32         -20         25        -44

                     Source: Hospitality Valuation Services

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On a national basis, hotel values rose in 1988 and 1989, then declined in 1990 and dropped by 14% in 1991. A turnaround commenced in 1992, when values increased by 8%; still greater increases of 15% in 1993, 16% in 1994, and 22% in 1995 signaled that a recovery was well underway. In the case of the individual cities, it is obvious that the movement in national hotel values has been offset somewhat by trends in local markets. Between 1986 and 1995, Riverside hotels lost more than 40% of their value, while San Francisco showed a 60% increase. Anaheim, Los Angeles, and Philadelphia also suffered significant drops.

Future Trends

Most hotel owners, operators and lenders agree that the U.S. lodging industry has emerged from one of the worst periods since the Depression of 1929. Today, there are many indications that signal a strong recovery is

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underway, and most hotels have experienced a dramatic rise in profitability. Conversely, the hotel industry remains cyclical, and there are long-term trends and risk factors that could have an unfavorable impact on the operating results and investment potential of lodging facilities. The following list summarizes the positive and negative factors that are likely to influence the U.S. lodging industry in coming years.

o No significant amount of new hotel development is likely to occur during the next three to five years. Lenders stopped financing new hotels in the early 1990s because of the high rate of loan defaults, and they are only now starting to make construction loans. Although mortgage funds are available to refinance existing properties and construction loans are being made for economy hotels, mortgages for new hotels in the mid-rate, first-class, and luxury categories are still difficult to secure. This lack of financing is major barrier to entry, and will prevent a number of proposed projects from moving forward. With only a slow increase in supply, hotel occupancies should rebound as fast as the growth in demand permits.

o An additional barrier to entry is the current discrepancy between market values and replacement costs for first-class and luxury hotels. In today's market, many upscale hotels are still selling for prices that are below what it would cost to develop a comparable hotel. As a result, there is little justification for building a new hotel when a similar, existing facility is available for sale at some fraction of the cost. Until the gap between market value and replacement cost narrows, there will be minimal new hotel construction in the upper-tier segments. The market values and replacement costs of budget and economy hotels have been in equilibrium for several years which is another reason why new development is proceeding in these segments.

o The U.S. economy continues to improve, which suggests that more people are traveling. Many people curtailed their travel plans during the recent recession, and there is likely to be pent-up demand that will be released as consumer confidence escalates.

o Minimal additions to the hotel supply coupled with growth in demand should result in further improvement in occupancies during the next several years.

o As shown by the historical data, hotel room rates rise rapidly as occupancies escalate. The most frequent complaint that owners and operators

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      had during the recent recession was their inability to achieve average rate gains. Starting in 1994, gains in hotel room rates returned to levels in excess of inflation, foreshadowing enhanced profitability. In real dollars, hotel room rates are expected to return to 1988 levels by 1998. This is a good indication that hotel values will return to record levels in the next two to four years.

o The low cost of capital is another factor that tends to enhance value. Because capitalization rates are tied directly to the price of capital, the lower the cost, the lower the cap rate and the higher the value. The cost of hotel debt capital averaged 10.5% in 1990. Today, similar financing is available at 8.5% to 9.5%. Recent hotel sales support the downward trend in capitalization rates.

o Government regulations are becoming increasingly expensive for the U.S. hotel industry. A national health care policy could force small operators to provide better benefits for many more employees, particularly the part-time workers who are used extensively by hotels and restaurants. Environmental laws are becoming stricter and will require hotels to implement recycling, reuse, and conservation procedures. Congress has limited deductions for meals and entertainment expenses, which increases the cost of doing business in hotels and restaurants. Local municipalities use hotel rooms taxes as a source of revenue for general use, and the hotel rooms tax is so high in some areas that it has driven away demand. This is particularly true with respect to meetings and conventions, which can be held in cities that tax accommodations at a lower rate.

o Improved technology is rapidly changing the way business is conducted. During the next decade, advances such as video communication, enhanced data transfer, and faster transportation are expected to limit the need for face-to-face meetings and shorten the time that executives are away from their offices. Commercial hotels are bound to be influenced by this trend.

Conclusion

Interest in hotel acquisition has increased significantly during the past several years. Buyers have concluded that future earnings trends are likely to be favorable, and the risks posed by overbuilding or an economic downturn are small. Some sellers are holding their properties until prices reach a higher level. Consequently, we believe there is pent-up desire to sell once prices begin to approach levels that allow the existing (or restructured) debt to be paid off.

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The fact that numerous buyers are chasing very few acquisition opportunities has had a favorable impact on recent sales prices. For buyers to be successful in this highly competitive market, their projected operating results must take into account at least a portion of any upside created from improved performance, particularly if the improvement can be readily achieved through management efficiencies. Capitalization rates based on historical operating income have fallen during the past several years. Hotel buyers in today's market must be aggressive in all of their acquisition assumptions. As a result, hotel values in some parts of the country are approaching the levels registered during the mid-1980s, and a full recovery is expected to occur in the next two to four years.

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6.    Lodging Market Supply and Demand Analysis

MARKET FOR TRANSIENT ACCOMMODATIONS

The market for transient accommodations is an all-encompassing term referring to the many types of travelers who use lodging facilities in a given area. These travelers represent the market's accommodated room night demand. This section will begin with an analysis of historical demand trends to determine what changes have occurred; the historical number of competitive hotel rooms will then be estimated to evaluate local supply trends. Areawide occupancy levels can be calculated based on the number of hotel rooms available in the market and the demand for lodging accommodations. The total hotel room night demand will be divided into individual market segments to allow us to forecast growth rates based on the economic and demographic data set forth earlier in this report.

Historical Supply and Demand Data

Smith Travel Research (STR) has compiled historical supply and demand data for the subject property and its competitors. This information is presented in the following table, along with the marketwide occupancy, average rate, and rooms revenue per available room (RevPAR). RevPAR is calculated by multiplying occupancy by average rate, and provides an indication of how well rooms revenue is being maximized.

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Table 6-1  Historical Room Supply and Demand Trends (STR)
--------------------------------------------------------------------------------

                                     1989          1990           1991           1992           1993          1994          1995
----------------------------------------------------------------------------------------------------------------------------------
Number of Rooms                      1,225         1,225          1,225          1,225          1,225         1,225         1,225
Annual Guestroom Supply            447,125       447,125        447,125        447,125        447,125       447,125       447,125
Percent Change                         ---           0.0%           0.0%           0.0%           0.0%          0.0%          0.0%

Room Night Demand                  277,218       284,372        279,453        278,112        300,915       310,305       302,257
Percent Change                         ---           2.6%          (1.7)%         (0.5)%          8.2%          3.1%         (2.6)%

Occupancy                             62.0%         63.6%          62.5%          62.2%          67.3%         69.4%         67.6%
Percent Change                         ---           2.6%          (1.7)%         (0.5)%          8.2%          3.1%         (2.6)%

Average Rate                        $67.89        $65.41         $65.57         $66.77         $67.05        $76.32        $70.08
Percent Change                         ---          (3.7)%          0.2%           1.8%           0.4%         13.8%         (8.2)%

RevPAR                              $42.09        $41.60         $40.98         $41.53         $45.12        $52.97        $47.37
Percent Change                         ---          (1.2)%         (1.5)%          1.3%           8.7%         17.4%        (10.6)%
----------------------------------------------------------------------------------------------------------------------------------


                            Year-to-Date, August
                            --------------------    Average Annual
                                                  Compounded Growth
                               1995        1996      1989 - 1995
-------------------------------------------------------------------
Number of Rooms                1,225       1,225
Annual Guestroom Supply      297,675     297,675
Percent Change                   ---         0.0%        0.0%

Room Night Demand            197,656     209,861
Percent Change                   ---         6.2%        1.5%

Occupancy                       66.4%       70.5%
Percent Change                   ---         6.2%        1.5%

Average Rate                  $75.78      $82.42
Percent Change                   ---         8.8%        0.5%

RevPAR                        $50.32      $58.11
Percent Change                   ---        15.5%        2.0%

                         Source: Smith Travel Research

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It is important to note some limitations of the STR data. Hotels are occasionally added to or removed from the sample, and not every property reports data in a consistent and timely manner; these factors can influence the overall quality of the information by skewing the results. These inconsistencies may also cause the STR data to differ from the results of our competitive survey. Nonetheless, we find that hotel buyers often rely on STR statistics, and thus they are considered relevant to this study.

The preceding table indicates that the number of primarily competitive guestrooms included in the Clark-Woodbridge, New Jersey area survey remained constant at 1,225 from 1989 through 1995. Demand declined by 1.7% in 1991 and 0.5% in 1992; these downturns were the result of the recession which affected the nation during this period exacerbated, in 1991, by the Persian Gulf War which caused a downturn in travel throughout the U.S.. The impact of the recession on the subject market area was compounded by the dynamics of the regional hotel market and particularly the market in New York City. During the recession of the early 1990s, New York City's hotels suffered from a lack of demand, and decreased their rates in order to attract a wider array of business and thus sustain reasonable occupancy levels. As a result, tour groups and other area leisure demand, which had previously opted for the lower rates outside the CBD, were able to attain low enough rates within the city and thus used New York City hotels. With the recent upswing in the economy, both occupancy levels and average room rates in New York City have rebounded considerably, and many of these guests have again been displaced out of the city by higher rated business. Furthermore, demand in Manhattan is now strong enough to generate overflow to all of the suburban area markets. The subject property's lodging market is benefiting from this situation, as the hotels in northern New Jersey offer a reasonable alternative to the hotels in the city.

Demand recovered in 1993, with an 8.2% increase, as the economy began to rebound. In 1994, the increase in room night demand was moderate at a level of 3.1%; in 1994 roundly 32,000 more room nights were accommodated in the market than in 1992. It is important to note that 1994 represents an exceptional year for the greater New Jersey market; in addition to the strengthening economy, a number of New York City citywide events were held, such as the World Cup Soccer matches at Giants Stadium and the Gay Games, which generated a large number of overflow demand for the subject property's market. As a result of these events, demand decreased in 1995 by 2.6% to reflect a more typical room night demand level. As the economy in New Jersey continues to improve and the improved

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room product at the subject property has allowed the accommodation more demand in the competitive set, year-to-date trends through August illustrate a growth rate of 6.2% in room demand. Demand grew at an average annual compounded rate of 1.5% between 1989 and 1995. Because supply remained stable, changes in occupancy mirrored the shifts in demand.

The weak demand experienced in 1991, 1992, and 1995 did not allow the hotel supply to increase average rates at levels above or in tandem with inflationary levels. Except for 1994 (which was an exceptional year for reasons listed above), which illustrated 13.8% average rate growth, the competitive hotels maintained an average annual rate growth of 0.5% during the historical period. The weakest year was in 1995 (with a decline of 8.2%), a result of a market adjustment following the atypical year in hotel demand and average rate growth seen in 1994. Year-to-date trends for 1996 illustrate true economic strengthening, with an 8.8% increase in average rate over the similar period in 1995. RevPAR rose at an average annual compounded rate of 2.0% between 1989 and 1995, with the strongest increase of 17.4% experienced in 1994. The weakest RevPAR change was in 1995 (at 10.6%) which illustrates the market correction after the strong 1994 performance. The increase of 15.5% registered for year-to-date 1996 suggests improvement in overall market conditions.

Demand Analysis Using Market Segmentation

For the purpose of demand analysis, the overall market is divided into individual segments based on the nature of travel. Although a market may have various segments, the three primary classifications occurring in most areas are commercial, meeting and group, and leisure.

Market segmentation is a useful procedure because individual classifications often exhibit unique characteristics in terms of growth potential, seasonality of demand, average length of stay, double occupancy, facility requirements, price sensitivity, and so forth. By quantifying the room night demand by market segment and analyzing the characteristics of each segment, the overall demand for transient accommodations can be projected. Lodging demand in Clark, New Jersey is generated primarily by the following three market segments.

            Segment 1            Commercial
            Segment 2            Meeting and Group
            Segment 3            Leisure

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Based on our fieldwork, area analysis, and knowledge of the local lodging market, we estimate the 1996 estimated year-end distribution of accommodated hotel room night demand as follows.

================================================================================
Table 6-2  1996 Estimated Year-end Accommodated Room Night Demand
--------------------------------------------------------------------------------

                                1996 Annual Room Night Demand (Rounded)
                         -------------------------------------------------------
                                      Percentage                      Percentage
Market Segment          Market Wide    of Total    Subject Property    of Total
--------------------------------------------------------------------------------
Commercial                131,000        51%           21,000             50%
Meeting and Group          88,000        34             8,000             19
Leisure                    40,000        15            13,000             31
                          -------       ---            ------            ---
  Total                   259,000       100%           42,000            100%

--------------------------------------------------------------------------------

Commercial demand predominates in the local market, accounting for approximately 51% of the estimated 1996 room night demand. Meeting and group demand followed, with a 34% share. Leisure rooms contributed the remaining 15% of room night demand. The subject property's segmentation differed from that of the competitive market to some degree. Approximately 50% of the Holiday Inn Select's 1996 estimated year-end occupancy is attributable to the commercial segment; leisure rooms accounted for 31% and the meeting and group segment contributed the remaining 19%.

Using the distribution of accommodated hotel demand as a starting point, we will analyze the characteristics of each market segment in an effort to determine future trends in room night demand.

Commercial Segment

The commercial segment consists of individual business people who are visiting various firms in the subject property's market. Commercial demand is strongest Monday through Thursday nights, declines significantly on Friday and Saturday, and increases somewhat on Sunday. The typical length of stay ranges from one to three days, and the rate of double occupancy is a low 1.2 to 1.3 people per room. Commercial demand is relatively constant throughout the year, although some declines are noticeable in late December and during other holiday periods. In general, commercial travelers are not overly rate-sensitive, and will make use of a hotel's food and beverage outlets and recreational facilities. The commercial segment represents a highly desirable and lucrative market that provides a consistent level of demand at relatively high room rates.

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Because of the improved room product of the subject property, the Holiday Inn - Clark is favorably positioned to benefit from the improving New Jersey economic outlook. As New York City hotel demand continues to improve, the area will also benefit from increased demand overflow. Additionally, the room products of the Sheraton and Hilton are tired, and area corporations and groups are reportedly anxious to try something new.

Area corporate demand is generated by a variety of corporations with offices and corporate headquarters generally situated within a 10 mile radius of the subject property. Some of these installations include the following: Merck Pharmaceuticals, Hanson Industries, Engelhard, Johnson and Johnson, and Supermarkets General. A number of small industrial plants, high-rise office buildings, and warehouses which generate commercial demand are also located in the subject property's immediate area.

Based on our analysis of the Union County economy, together with a review of national economic trends, we estimate that commercial demand will increase by 4.0% for the first projection year, by 3.5% the following year, by 3.0% the next year, and at a conservative level of 2.0% per annum throughout the remainder of our projection period.

Meeting and Group Segment

The meeting and group market includes meetings, seminars, conventions, trade association shows, and similar gatherings of ten or more people. Peak convention demand typically occurs in the spring and fall. Because of vacations, the summer months represent the slowest period for this market segment; winter demand varies. The average length of stay for typical meetings and groups ranges from three to five days. Most commercial groups meet during the weekday period of Monday through Thursday, but associations and social groups will sometimes gather on weekends. Commercial groups tend to have a low double occupancy of 1.3 to 1.5 people per room, while social groups are likely to have double occupancy rates ranging from 1.5 to 1.9.

Meeting and group patronage is quite profitable for hotels. Although room rates are discounted for large groups, the property benefits from the use of meeting space and the revenues generated by in-house banquets and cocktail receptions. Facilities that are necessary to attract meetings and groups include function areas with adequate space for breakout, meals, and receptions; recreational amenities; and a sufficient number of guestrooms to house the attendees.

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Area meeting demand is largely generated by local corporations; meetings typically involve training or company planning. Meeting demand is also generated by the New Jersey Convention and Expo Center, located near the Crowne Plaza in the Raritan Center (a secondary competitor of the subject property). Given the subject property's recent renovation, it is expected that the subject property will be assigned as a overflow hotel for the Center. Because of its improved overall product inclusive of the meeting space, the subject property should be able to capture close to its fair share of the smaller corporate meetings market.

Future meeting and group demand is closely related to growth in the commercial segment. Because most meetings have either a direct or an indirect business purpose, the economic considerations that have an impact on commercial travel also affect meeting and group demand. The exception is non-commercial meetings, which are tied to the economic factors that influence leisure travel. It should be noted that meetings and similar events are booked in advance, and thus growth in this segment tends to lag slightly behind increases in commercial demand. We believe that growth in the meeting and group segment will occur at the rate of 3.0% in 1997, at 2.5% in 1998, at 2.0% in 1999, and at 1.0% per annum throughout the remaining projection period.

Leisure Segment

The leisure market segment consists of individuals and families who are spending time in the area or passing through en route to other destinations. Their travel purposes may include sightseeing, recreation, visiting friends and relatives, or numerous other non-business activities. Leisure demand is strongest Friday and Saturday nights and all week during holiday periods and the summer months. These peak periods are negatively correlated with commercial visitation, underscoring the stabilizing effect of capturing weekend and summer tourist travel. The typical length of stay ranges from one to four days, depending on the destination and travel purpose, and the rate of double occupancy generally ranges from 1.8 to 2.5 people per room.

Leisure travelers tend to be the most price-sensitive segment in the lodging market. They often prefer low-rise accommodations where parking is convenient to the rooms, and they typically demand extensive recreational facilities and amenities. Ease of highway access and proximity to tourist attractions are important locational considerations.

The greater Newark area offers a variety of local attractions including the Meadowlands Sports Complex which was discussed previously in this

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report. Although the subject property houses leisure demand related to these local attractions, the majority of leisure demand is generated by tourists visiting New York City. As mentioned previously, with the economy strengthening, New York City hotels are charging increasingly higher room rates (together with already present higher lodging taxes); this trend gives hotels situated outside of Manhattan a competitive sales advantage. These hotels, including the subject property and its competitors, offer reasonable room rates in comparison to room rates offered in Manhattan; the resulting room prices are very attractive to tour groups and other area leisure demand. Leisure demand should therefore remain strong in the short-term given the current upswing in the economic cycle.

Future leisure demand is related to the overall economic health of the nation. Trends showing changes in state and regional unemployment and disposable personal income often have a strong impact on non-commercial visitation. Traffic counts on nearby highways and attendance at local attractions can also form a basis for projections. Based upon our review of the local area and national trends, we estimate that leisure demand should increase at a rate of 4% in 1997, and gradually decline to a 1% growth rate in 2000 and throughout the remaining projection period.

Conclusion

The purpose of segmenting the lodging market is to define each major type of demand, identify customer characteristics, and estimate future growth trends. Starting with an analysis of the local area, three segments were defined as representing the subject property's lodging market. Various types of economic and demographic data were then evaluated to determine their propensity to reflect changes in hotel demand. Based on this procedure, we forecast the following average annual compounded market segment growth rates.

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Table 6-3  Average Annual Compounded Market Segment Growth Rates
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                                            Annual Compounded Growth Rate
                                      -----------------------------------------
                                      1997    1998   1999   2000   2001   2002
-------------------------------------------------------------------------------
Commercial                            4.0%    3.5%   3.0%   2.0%   2.0%   2.0%
Meeting and Group                     3.0     2.5    2.0    1.0    1.0    1.0
Leisure                               4.0     3.0    2.0    1.0    1.0    1.0

   Annual Average Growth              3.7%    3.1%   5.1%   1.5%   1.5%   1.5%

--------------------------------------------------------------------------------

These growth rates will be used in subsequent sections of this study to forecast changes in lodging demand. Please note that the average annual growth rate of 5.1% in 1999 reflects the opening of an assumed proposed hotel. This assumption is discussed in greater detail later in this section of the report. With the opening of this hotel, a greater amount of market demand can be accommodated which currently cannot be, due to limited hotel room supply during peak demand nights (typically Tuesday and Wednesday nights in this particular market). Therefore, the growth rate reflects this assumed change in the market.

COMPETITION

An integral component of the supply and demand relationship that has a direct impact on the availability of lodging demand is the current and anticipated supply of competitive lodging facilities. The New Jersey suburban area is served by a wide array of hotels and motels. The subject property is situated in the Woodbridge market area; additional concentrations of lodging facilities are located in the Secaucus/Meadowlands area, in the vicinity of Newark Airport, near the major concentrations of office space in the area, and along the highways which serve as major arteries through the region.

We have identified two properties that are considered primarily competitive with the Holiday Inn Select. Including the subject property, these primary competitors total 644 rooms. Two additional lodging facilities are judged to be only secondarily competitive; although the facilities, rate structures, or market orientations of these hotels prevent their inclusion among the primarily competitive supply, they do compete with the subject property to some extent. The room count of each secondary competitor has been weighted to reflect the degree to which it competes with the Holiday Inn Select; the aggregate weighted room count of the secondary competitors is 355.

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Primary Competitors

The following table summarizes the important operating characteristics of the primary competitors and the aggregate secondary competitors. This information was compiled from personal interviews, inspections, lodging directories, and our in-house library of operating data. The table also sets forth each property's penetration factors; penetration is the ratio between a specific hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, the property is performing better than the market as a whole; conversely, if the penetration is less than 100%, the hotel is performing at a level below the marketwide average.

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Table 6-4  Primary Competitors and Aggregate Secondary Competitors
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                                                                        Estimated 1996
                                                                      Market Segmentation            Estimated 1995
                                             Meeting     Meeting   -----------------------    --------------------------
                           Year    Number     Space    Space/Room          Meeting                        Average
Property/Location         Opened  of Rooms  (Sq. Ft.)   (Sq. Ft.)  Comm.   & Group  Leisure    Occupancy   Rate   Rev PAR
--------------------------------------------------------------------------------------------------------------------------
Subject Property
  36 Valley Road           1973      191       7,493        39       50%      20%      30%       61.0%    $55.00   $33.55
Woodbridge Hilton
  120 Wood Avenue South    1984      200      16,811        84       60       30       10        77.0      82.00    63.14
Woodbridge Sheraton
  515 Route 1 South        1986      253      18,500        73       50       40       10        82.0      86.00    70.52

--------------------------------------------------------------------------------------------------------------------------
Sub-Totals and Averages              644      14,268        65       53%      32%      15%       74.2%    $77.15   $57.26

Secondary Competition                355                             45%      38%      17%       59.0%    $71.35   $42.10

Totals/Averages                      999                             51%      34%      15%       68.7%    $75.39   $51.78
--------------------------------------------------------------------------------------------------------------------------


                                             Estimated 1996
                         -------------------------------------------------------
                                    Average             Occupancy       Yield
Property/Location      Occupancy     Rate   Rev PAR    Penetration   Penetration
--------------------------------------------------------------------------------
Subject Property
  36 Valley Road         60.0%      $76.00   $45.60       84.5%         79.3%
Woodbridge Hilton
  120 Wood Avenue South  79.0        89.00    70.31      111.3         122.3
Woodbridge Sheraton
  515 Route 1 South      84.0        88.00    73.92      118.4         128.6
--------------------------------------------------------------------------------
Sub-Totals and Averages  75.3%      $85.49   $64.40      106.1%        112.0%

Secondary Competition    63.0%      $71.28   $44.90       88.8%         78.1%

Totals/Averages          71.0%      $81.00   $57.49      100.0%        100.0%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                COMPETITION MAP

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Our survey of the primarily competitive market shows a representation of nationally-recognized, franchised lodging chains. The hotels range in size from 191 to 253 rooms and in age from 10 to 23 years. The market demand has a strong corporate orientation, which results in commercial representing the majority of the demand in the market. In addition, several properties enjoy considerable meeting and group business. As a result of its proximity to the New York City area, this market is able to capture some leisure business as well.

For estimated year-end 1996, the primary competitors achieved an overall occupancy of 75.3% at an average rate of $85.49, yielding RevPAR of $64.40. The Woodbridge Sheraton is forecast to maintain the highest occupancy in 1996, at 84%, which equates to an occupancy penetration of 118.4%. This strong performance is due to this hotel's quantity of meeting space (the most in the market at 18,500 square feet), which allows the property to maximize its occupancy given its secondary corporate location. The Woodbridge Hilton follows with an occupancy of 79% and an occupancy penetration rate of 111.3%.

In both 1995 and 1996, the subject property has achieved the lowest occupancy and average rate among the primary competitors. This poor performance, which is effectively measured by the occupancy and yield penetration rates of 84.5% and 79.3%, respectively, is a result of the hotel's historically poor image in the local market. In large part, this image is attributable to the inferior condition of the physical facilities prior to the completion of the recent renovation.

The completion of the recent renovation, together with an effective marketing effort, should enable the subject property to achieve an improved competitive position within the market area. However, with 7,493 total square feet and its largest room just over 2,000 square feet, the property meeting space inventory is low by market standards. This will hinder the property's ability to compete in the meeting and group segment; the competitive properties illustrated in the previous table feature over twice the available space of the subject property. Furthermore, the subject property has a tertiary location in respect to local demand generators when compared to the primary competition. Therefore, its location and meeting capacity are expected to hinder its ability to reach a 100% RevPAR penetration level in the future.

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Each primary competitor was inspected and evaluated. Descriptions of our findings are presented below.

Woodbridge Hilton

The Hilton is a 10-story, full-service, first-class lodging facility which opened in 1984. The property is managed by the Hemisphere Management Company under a license agreement with Hilton Hotels. The Hilton features 200 guestrooms, 3 restaurants (Spats for American food, Romulus for Northern Italian cuisine, and Le Cafe Metro for casual fare), 2 cocktail lounges, and 16,811 square feet of meeting space in 14 meeting rooms. The meeting and banquet space includes the Metropolitan Ballroom (3,600 square feet) which can accommodate up to 400 for a reception and 300 for a banquet. Additional facilities include an indoor swimming pool, a health club with hot tub, business center, and gift shop. Guestrooms feature hair dryers, telephones with voice mail, work stations with personal computer jacks, on-command movies, and express check-out.

The high average rate achieved at the Hilton is evidence of its superior position in the market; the property has the premier location in the area, within the Metro Park corporate complex located south of the subject property. The Hilton also features a superior level of construction and array of facilities and amenities than the subject property, although the product is nevertheless in need of a renovation. These factors allow the property to attract considerable patronage primarily from the transient and commercial and the meeting and group segments. The Hilton currently derives approximately 60% of its occupancy from the commercial segment, 30% from the meeting and group segment, 10% from the leisure segment. The hotel enjoys the second highest occupancy and yield penetration in the market; 1996 estimated year-end occupancy penetration is 111.3%, while yield is projected to be 122.3%.

Woodbridge Sheraton

The Sheraton is a multi-story, full-service, first-class lodging facility which opened in 1986. The property is owned by Woodbridge Place Associates and managed by Inn of America under a Sheraton franchise affiliation. In addition to the Sheraton's 253 guestrooms, the hotel features three restaurants (Prestos for casual fare, the American Grill Steakhouse and Pub for American cuisine, and Allen's for Italian fine dining), one cocktail lounge, and approximately 18,500 square feet of meeting space in 15 meeting rooms of varying configurations. The meeting and banquet space includes the Grand Ballroom (6,800 square feet) which can accommodate up to 900 for a reception and 600 for a banquet. Additional facilities include a business center, an indoor swimming pool, a Jacuzzi, a health club, a gift shop, and a

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florist. Guestrooms feature coffee makers, two telephones with dataport computer access, hairdryers, On Command video, irons and ironing boards; two floors of Club Level Rooms feature bathrobes and spring water.

This property is the meeting and group leader in the market, primarily as a function of its meeting space capacity. Also, its high quality physical plant and proximity to the Metro Center allow the property to penetrate the market at a level superior to the subject property. The Sheraton currently derives approximately 50% of its occupancy from the commercial segment, 40% from the meeting and group segment, and 10% from the leisure segment. The hotel enjoys the highest occupancy and yield penetration in the market; 1996 estimated year-end occupancy penetration is 118.4%, while yield is projected to be 128.6%.

Secondary Competitors

Secondary competitors of the subject property comprise two full-service hotels: the Holiday Inn Springfield and the Crowne Plaza Edison. The Holiday Inn Springfield is located along the Route 22 corridor northwest of the subject property. The Crowne Plaza is located south of the subject property in the Raritan Center in Edison, New Jersey. Due to their distance from the subject property and differences in market segmentation, these properties are considered 75% competitive with the primary competitors.

The Holiday Inn Springfield is a full-service property, located along the Route 22 corridor. This property features 199 rooms and roundly 6,000 square feet of meeting space. The property is in the process of undergoing a major renovation which includes all case and soft goods including new carpet throughout. The property is owned and managed by the Holly Hill Corporation and operates under a Holiday Inn franchise. The property's demand is commercial in nature; approximately 75% of its demand is derived from this segment. Of this 75% of demand, 30% is construction related from development along the Route 22 corridor. The remaining 25% of overall demand is 20% leisure and 5% meeting and group. The Holiday Inn is expecting to increase occupancy by 5% this year for a projected year-end occupancy of 59% in 1996, while average rate remains stable at roundly $64. Increases in average rate were constrained due to the low-rated construction business accommodated by the property.

The Crowne Plaza - Edison is also full-service property, located in the heart of the Raritan Center Industrial Park. This property features 274 rooms and roundly 3,900 square feet of meeting space. The property underwent a renovation in 1995 which included all case and soft goods. Guestroom

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wallpaper is scheduled for replacement in 1997. The property is owned by a Prudential and HEI joint venture and is managed by HEI; the property operates under a Crown Plaza franchise. Due to the hotel's location in an industrial park (with little commercial segment hotel demand generated from its tenants) and its proximate location to the New Jersey Convention and Expo Center, the property's demand is meeting and group in nature. Approximately 60% of its demand is derived from this segment, while the remaining 40% of demand comprises 25% commercial and 15% leisure. Management expects year-end occupancy to be approximately 66% (4% over 1995 occupancy) and average rate to remain stable at roundly $76. Increases in average rate were not experienced in 1996 due to an increased accommodation of lower-rated tour and travel business during the typically weaker demand days of the week.

The following table illustrates the operating statistics of the two secondary competitors.

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Table 6-5  Secondary Competitors
--------------------------------------------------------------------------------

                                                                     Estimated 1996
                                                                  Market Segmentation                 Estimated 1995
                                                                -----------------------   ---------------------------------
                            Number of   Percentage   Weighted          Mtg. &                             Average
Property                      Rooms     Competitive  Rm. Count  Comm.   Conv.   Leisure       Occupancy    Rate     Rev PAR
----------------------------------------------------------------------------------------  ---------------------------------
Holiday Inn - Springfield      199          75%       149.25     75%      5%      20%            54%      $64.00    $34.56
Crowne Plaza - Edison          274          75        205.5      25      60       15             62        76.00     47.12
----------------------------------------------------------------------------------------  ---------------------------------
Totals/Averages                473                    354.75     45%     38%      17%            59%      $71.35    $42.10
----------------------------------------------------------------------------------------  ---------------------------------


                                    Estimated 1996
                            -------------------------------
                                        Average
Property                    Occupancy     Rate      Rev PAR
-----------------------------------------------------------
Holiday Inn - Springfield      59%       $64.00     $37.76
Crowne Plaza - Edison          66         76.00      50.16
-----------------------------------------------------------
Totals/Averages                63%       $71.28     $44.90

-----------------------------------------------------------

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Proposed Competitors

Based on our fieldwork in the market and our discussions with local hotel operators, developers, and government officials, there appear to be no properties proposed or under construction that are likely to compete with the Holiday Inn - Clark. However, it should be noted that the competitive market registers a healthy occupancy of roundly 71% for estimated year-end 1996. Our experience indicates that once markets surpass occupancies of 70%, there is often some demand that cannot be accommodated by the existing hotels. Moreover, investors and developers rapidly become interested in such strong markets, particularly when the area is characterized by a degree of economic growth, thus increasing the likelihood of new construction. In light of these factors and in recognition of the cyclical nature of the lodging industry, we assume that a 125-room, limited-service hotel (such as a Courtyard, Wingate Inn or Ameri-Suites) will enter the local lodging supply in January of 1999.

It is also important to note that many limited-service hotels are outperforming their full-service counterparts, and as a result of the lower cost of operations, they often achieve higher yields. The selection of the January, 1999 opening date takes into account the relatively short time frame required to construct a limited-service hotel. As the national economy improves and hotel financing becomes more readily available, the development process can be further hastened.

Conclusion

A review of historical demand trends in the subject property's area indicates that the market has shown signs of recovery from 1992 onwards, corresponding to the economic recovery nationwide. According to Smith Travel Research, these growth patterns have continued through August of 1996. While supply has remained constant over recent years, growth in demand has driven occupancy upwards, allowing the hotels in the market to follow with average rate increases.

Based on our review of the local area, three market segments were defined within the subject property's lodging market. Growth rates for each market segment were forecasted based upon an analysis of the economic and demographic trends that appeared to significantly impact lodging demand. In general, demand is anticipated to increase at moderate rates throughout the projection period.

We have identified two properties that are considered competitive with the subject hotel. The subject property is under-performing in the market and is not attaining its fair share in terms of occupancy, average rate, and

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RevPAR. The completion of the recent renovations is expected to enable the property to achieve an improved competitive position, although the property's tertiary location and limited meeting space will likely limit the hotel's success, particularly in the meeting and group segment of the market.

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7.    Projection of Occupancy and Average Rate

Historical Operating Performance

The following table sets forth the subject property's historical occupancy, average rate, and RevPAR. For the purpose of comparison, we have also presented corresponding data (as provided by Smith Travel Research) for the competitive hotels described in the previous section.

As noted earlier, the Holiday Inn - Clark was sold in August of 1995. As a result of the recent change in ownership and management, many of the historical records are not available. We were provided with the operating history for the last four months of 1995 and the first eight months of 1996, but we are unable to comment on the hotel's performance prior to that time.

During the first eight months of 1996, the subject property achieved an occupancy of 52.7%, and an average rate of $75.94. When compared to trends illustrated by the market (as compiled by Smith Travel Research), these operating statistics equated to an occupancy penetration of 74.8% and an average rate penetration of 91.0%. This equated to a yield penetration of 68%.

Premise of the Projections

To a certain degree, occupancy and rate attainment can be manipulated by management. For example, hotel operators may choose to lower rates in an effort to maximize occupancy. Our forecasts reflect an operating strategy that we believe would be implemented by competent hotel management to achieve an optimal mix of occupancy and average rate.

Projected Room Night Demand

Lodging demand and occupancy can be projected through a process known as room night analysis. A room night is a unit of hotel demand that equals one room that is occupied for one night. After estimating the number of room nights a hotel can be expected to attract during a 12-month period, we can determine occupancy by dividing the number of room nights of demand captured by the number of room nights available (calculated as the room count x 365).

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The total annual number of room nights occupied in the competitive hotels equates to the market's accommodated room night demand, as shown in the following table.

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Table 7-1  1996 Accommodated Room Night Demand
--------------------------------------------------------------------------------

                                1996 Annual Room Night Demand (Rounded)
                         -------------------------------------------------------
                                      Percentage                      Percentage
Market Segment          Market Wide    of Total    Subject Property    of Total
--------------------------------------------------------------------------------
Commercial                 131,000        51%          21,000             50%
Meeting and Group           88,000        34            8,000             19
Leisure                     40,000        15           13,000             31
                           -------       ---           ------            ---
  Total                    259,000       100%          42,000            100%

--------------------------------------------------------------------------------

Latent Demand

The previous table illustrates the accommodated room night demand in the subject property's competitive market. Because this estimate is based on occupancies, it includes only those hotel rooms that were used by guests. Latent demand considers guests who could not be accommodated by the existing competitive supply, and can be divided into unaccommodated demand and induced demand.

Unaccommodated Demand

Unaccommodated demand refers to individuals who are unable to secure accommodations in the market because all of the local hotels are filled. These travelers must defer their trips, settle for less desirable accommodations, or stay in properties located outside the market area. Because this demand did not yield occupied room nights, it is not included in the estimate of historical accommodated room night demand.

Currently, the subject property and its competitors generally fill during the mid-week (Monday through Wednesday nights). This trend suggests unaccommodated demand during these days of the week. Furthermore, as mentioned previously, it should be noted that the competitive market is expected to register a healthy occupancy of roundly 71.0% by year-end 1996. Our experience indicates that once markets surpass occupancies of 70%, there is often some demand that cannot be accommodated by the existing hotels. In this analysis, we estimate that approximately 5.0% of commercial demand is unaccommodated in this market.

HVS International, Mineola, New York            Projection of Occupancy and   80
                                                Average Rate
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Table 7-2  1996 Accommodated and Unaccommodated Demand
--------------------------------------------------------------------------------

                        Accommodated
                         Room Night       Unaccommodated        Unaccommodated
Market Segment             Demand        Demand Percentage     Room Night Demand
--------------------------------------------------------------------------------
Commercial                131,000               5.0%                6,540
Meeting and Group          88,000               0.0                     0
Leisure                    40,000               0.0                     0
                          -------                                   -----
    Total                 259,000                                   6,540

--------------------------------------------------------------------------------

Total Usable Room Night Demand

Total usable room night demand is estimated by combining accommodated demand and usable latent demand. Usable latent demand is that portion of latent demand that can be absorbed based on the number of existing and proposed hotel rooms in the market.

The following table shows the projected annual change in accommodated and usable room night demand in the subject property's competitive market. The unaccommodated demand will be able to be accommodated when the hypothetical proposed property enters the market in 1999.

HVS International, Mineola, New York            Projection of Occupancy and   81
                                                Average Rate
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Table 7-3  Total Usable Room Night Demand
--------------------------------------------------------------------------------

                         Historical    1997      1998      1999      2000      2001      2002      2003
--------------------------------------------------------------------------------------------------------
Commercial
Growth Rate                 -----       4.0%      3.5%      3.0%      2.0%      2.0%      2.0%      2.0%
Accommodated Demand       130,798   136,030   140,791   145,015   147,915   150,873   153,890   156,968
Usable Latent               -----         0         0     7,251     7,396     7,544     7,695     7,849

Meeting and Group
Growth Rate                 -----       3.0%      2.5%      2.0%      1.0%      1.0%      1.0%      1.0%
Accommodated Demand        88,012    90,652    92,918    94,776    95,724    96,681    97,648    98,624
Usable Latent               -----         0         0         0         0         0         0         0

Leisure
Growth Rate                 -----       4.0%      3.0%      2.0%      1.0%      1.0%      1.0%      1.0%
Accommodated Demand        39,931    41,528    42,774    43,629    44,065    44,506    44,951    45,401
Usable Latent               -----         0         0         0         0         0         0         0

Airline
Growth Rate                 -----       0.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%
Accommodated Demand             0         0         0         0         0         0         0         0
Usable Latent               -----         0         0         0         0         0         0         0

Totals
Commercial                130,798   136,030   140,791   152,266   155,311   158,417   161,585   164,817
Meeting and Group          88,012    90,652    92,918    94,776    95,724    96,681    97,648    98,624
Leisure                    39,931    41,528    42,774    43,629    44,065    44,506    44,951    45,401
Airline                         0         0         0         0         0         0         0         0
                          -------   -------   -------   -------   -------   -------   -------   -------
  TOTAL DEMAND            258,741   268,210   276,483   290,671   295,100   299,604   304,184   308,842

Annual Forecasted Growth                3.7%      3.1%      5.1%      1.5%      1.5%      1.5%      1.5%

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HVS International, Mineola, New York            Projection of Occupancy and   82
                                                Average Rate
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Guestroom Supply

In 1996, the competitive properties provided a weighted total of 999 guestrooms. Based on our research and discussions with local planning officials, there are no new hotels proposed or under construction in the area. However, as a result of the market's relatively high occupancy, we assume that a 125-room, limited-service hotel will open on January 1, 1999. This new property is projected to add 45,625 rooms to the guestroom supply in 1999. The following table shows the projected competitive supply of available rooms and available room nights. To calculate the annual number of available room nights, the number of available rooms is multiplied by 365.

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Table 7-4  Available Rooms and Room Nights
--------------------------------------------------------------------------------

                          Total Room                               Overall
                             Night            Room Nights        Competitive
   Year                     Demand             Available          Occupancy
--------------------------------------------------------------------------------
  Historical                258,741             364,544               71%
     1997                   268,210             364,544               74
     1998                   276,483             364,544               76
     1999                   290,671             410,169               71
     2000                   295,100             410,169               72
     2001                   299,604             410,169               73
     2002                   304,184             410,169               74
     2003                   308,842             410,169               75

--------------------------------------------------------------------------------

Overall
Competitive
Occupancy

In developing our forecasts, we have attempted to mirror long-term cyclical patterns in the lodging industry. The previous table illustrates that the overall competitive occupancy is expected to reach 76% by 1998. Following the assumed opening of the 125-room, limited-service hotel in January of 1999, this level is expected to decline to 71% in 1999 and grow to 72% in 2000. The overall competitive occupancy is projected to recover after 2000, reaching a level of 75% in 2003.

Competitive Index Analysis

Competitive indexes are used to analyze the relative market position of each property on the basis of a particular demand segment. The index represents the number of times each year that one room is occupied by one type of traveler (e.g., commercial, meeting and group, leisure, or airline), or the number of room nights actually accommodated per year, per room, per market segment. For example, if a hotel has a commercial competitive index of 190, each room in the property is occupied 190 times a year by a commercial traveler. The competitive index is calculated by dividing a hotel's annual accommodated room night demand in a particular market segment by that property's room count. Competitive indexes will be used to illustrate

HVS International, Mineola, New York            Projection of Occupancy and   83
                                                Average Rate
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each property's position in the market based on its ability to compete with other local lodging facilities.

Commercial Segment

The historical commercial segment competitive indexes in the subject property's market range from 103 to 173. The Woodbridge Hilton is the most competitive property in the commercial market in 1996, with an index of 173, followed by the Woodbridge Sheraton (at 153). The subject property's commercial segment index of 110 is higher than the aggregate index of the secondary competitors (at 103).

As a result of the recent renovation and the continued repositioning of the subject property, we expect the subject property to penetrate the commercial market more effectively. To reflect the more focused management strategy and improved facilities, the subject property's commercial segment competitive index is projected to increase to 130 in 1997, 140 in 1998, and 145 in 1999 and remain at this level in subsequent years. This stabilized level is lower than that of the Woodbridge Hilton and Sheraton; these properties are expected to remain the leaders in this particular segment (until the opening of the proposed hotel) due to their respective locations in or near the Metro Center and their superior product quality.

The new limited-service hotel is expected to attain a stabilized commercial segment index of 200 in 2001, which is the highest in the market. This commercial market strength is attributed to two major factors: the newness of the hotel will allow the hotel to offer the highest quality product in the market, and the proposed hotel's assumed lack of meeting space will result in a strengthened commercial market orientation. The following table shows the projected commercial segment competitive indexes of the area's hotels.

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Table 7-5  Commercial Segment Competitive Indexes
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Property                  Historical   1997     1998     1999     2000     2001
--------------------------------------------------------------------------------
Subject Property             110        130      140      145      145      145
Woodbridge Hilton            173        173      173      173      173      173
Woodbridge Sheraton          153        153      153      153      153      153
Secondary                    103        103      103      103      103      103
Proposed Hotel               ---        ---      ---      190      195      200

--------------------------------------------------------------------------------

Meeting and Group Segment

As a result of their relatively large inventory of function space (at 16,811 square feet and 18,500 square feet, respectively) the Woodbridge Hilton and the Woodbridge Sheraton are the most competitive properties in this

HVS International, Mineola, New York            Projection of Occupancy and   84
                                                Average Rate
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segment. When comparing both the Sheraton and the Hilton, the Sheraton has the most meeting space in the market and has a secondary commercial location (when compared to the Hilton); therefore, the Sheraton is more competitive in this market than the Hilton. Again as a result of the renovation that took place in 1995, the subject property's meeting and group competitive index is expected to increase to 60 in 1997, 65 in 1998, and 70 in 1999. Because the subject property lacks the amount of meeting space offered by its primary competitors (the subject property also lacks the accompanying space functionality), the subject property will not maintain a strong competitive position in this segment.

The proposed hotel is expected to achieve a stabilized index of 50 in this segment, which is below the subject property; because the proposed property is limited-service in nature, it is not expected to be very competitive in this segment. No other changes are anticipated.

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Table 7-6  Meeting and Group Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                  Historical   1997     1998     1999     2000     2001
--------------------------------------------------------------------------------
Subject Property              44         60       65       70       70       70
Woodbridge Hilton             87         87       87       87       87       87
Woodbridge Sheraton          123        123      123      123      123      123
Secondary                     88         88       88       88       88       88
Proposed Hotel               ---        ---      ---       40       45       50

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Leisure Segment

We anticipate the subject property's leisure segment competitive index to decline to 60 in 1997, and to 55 in 1998, as leisure demand is displaced due to a greater amount of accommodated commercial and meeting and group demand at the subject. The proposed hotel is expected to reach a stabilized index of 50 in this segment, which would position this hotel just below the competitive level of the subject property in the leisure segment. This leisure segment index is considered appropriate given the limited-service nature of the proposed hotel; the lack of meeting space inherent in most limited-service hotel designs typically leads to more marketing efforts towards the leisure traveler and less efforts towards meeting and group traveler. No other changes are expected in this segment. The following table illustrates the competitive indexes in the leisure segment.

HVS International, Mineola, New York            Projection of Occupancy and   85
                                                Average Rate
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Table 7-7  Leisure Segment Competitive Indexes
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Property                  Historical   1997     1998     1999     2000     2001
--------------------------------------------------------------------------------
Subject Property              66         60       55       55       55       55
Woodbridge Hilton             29         29       29       29       29       29
Woodbridge Sheraton           31         31       31       31       31       31
Secondary                     39         39       39       39       39       39
Proposed Hotel               ---        ---      ---       40       45       50

--------------------------------------------------------------------------------

Subject Property's Room Night Capture and Occupancy

After the competitive index is calculated, it is adjusted to reflect the property's room count, yielding a figure referred to as the market share adjuster. The market share adjuster of each property is then divided by the total market share adjuster for all of the competitors, resulting in each hotel's market share. By multiplying the projected market share by the area's usable room night demand, we can determine the total number of room nights captured by a specific hotel. Occupancy is then calculated by dividing the projected number of room nights captured by the property's total number of available room nights.

Multiplying the subject property's projected market share by the estimated room night demand in each segment results in the following estimate of room nights captured by the hotel.

HVS International, Mineola, New York            Projection of Occupancy and   86
                                                Average Rate
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Table 7-8  Room Nights Captured by the Subject Property
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                           1997        1998        1999        2000        2001
                         ------------------------------------------------------
Commercial
Demand                  136,030     140,791     152,266     155,311     158,417
Market Share             0.1844      0.1958      0.1717      0.1710      0.1704
Capture                  25,079      27,563      26,145      26,565      26,992

Meeting and Group
Demand                   90,652      92,918      94,776      95,724      96,681
Market Share             0.1257      0.1347      0.1363      0.1354      0.1346
Capture                  11,392      12,518      12,916      12,963      13,010

Leisure
Demand                   41,528      42,774      43,629      44,065      44,506
Market Share             0.2943      0.2766      0.2444      0.2409      0.2375
Capture                  12,222      11,830      10,663      10,615      10,570
                        -------     -------     -------     -------     -------
    Total Capture        48,693      51,911      49,724      50,143      50,572

--------------------------------------------------------------------------------

Dividing the total number of room nights captured by the subject property's number of available room nights per year (calculated as 191 x 365) produces the projected occupancy percentage.

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Table 7-9  Calculation of the Subject Property's Projected Occupancy
--------------------------------------------------------------------------------

                           1997        1998        1999        2000       2001
                         ------------------------------------------------------
Total Room Nights
  Captured/Year           48,693      51,911      49,724      50,143     50,572
Available Room Nights     69,715      69,715      69,715      69,715     69,715
Occupancy                  69.85%      74.46%      71.32%      71.93%     72.54%
Rounded                       70%         74%         71%         72%        73%

--------------------------------------------------------------------------------

For the purpose of forecasting income and expense, we will use the following occupancy levels.

HVS International, Mineola, New York            Projection of Occupancy and   87
                                                Average Rate
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Table 7-10  Occupancy Forecast
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                    Year                   Occupancy
                ------------------------------------
                    1997                      70%
                    1998                      74
                    1999                      71
                 Stabilized                   72

--------------------------------------------------------------------------------

Although the preceding room night analysis shows the subject property achieving a 73% occupancy in 2001, we have chosen to use a stabilized level of 72%. The stabilized occupancy is intended to reflect the anticipated results of the property over its remaining economic life, given any and all changes in the life cycle of the hotel. Thus, the stabilized occupancy excludes from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusually high or low occupancies. Although the subject property may operate at occupancies above this stabilized level, we believe it equally possible for new competition and temporary economic downturns to force the occupancy below this selected point of stability.

AVERAGE RATE ANALYSIS

One of the most important considerations in estimating the value of a lodging facility is a supportable forecast of its attainable average rate, which is more formally defined as the average rate per occupied room. Average rate can be calculated by dividing the total rooms revenue achieved during a specified period by the number of rooms sold during the same period. The projected average rate and the anticipated occupancy percentage are used to forecast rooms revenue, which in turn provides the basis for estimating most other income and expense categories.

Competitive Positioning

The Holiday Inn Select's average rate will be projected using a competitive positioning method. This technique begins with an analysis of the average rates achieved by the subject property and its competitors. These rates establish a range that reflects certain characteristics of the specific market, such as price sensitivity, demand orientation, and occupancy. The subject property's average rate is then compared to those of the hotels to which it is most similar in terms of size, quality, facilities, amenities, market orientation, location, management, image, and affiliation. Adjustments are made to reflect any relevant differences.

HVS International, Mineola, New York            Projection of Occupancy and   88
                                                Average Rate
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Although the average rate analysis presented here follows the occupancy projections, these two statistics are highly correlated; in reality, one can not project occupancy without making specific assumptions regarding average rate. This relationship is best illustrated by rooms revenue per available room (RevPAR), which reflects a property's ability to maximize rooms revenue. The following table summarizes the 1996 average rate and RevPAR of the subject property and its competitors.

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Table 7-11  1996 Average Rate and RevPAR of the Primary Competitors
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                                    1996                       1996
                                   Average                Rooms Revenue
Property                          Room Rate             Per Available Room
--------------------------------------------------------------------------------
Subject Property                    $76.00                     $45.60
Woodbridge Hilton                    89.00                      70.31
Woodbridge Sheraton                  88.00                      73.92
                                    ------                     ------
  Average                           $85.49                     $64.40

--------------------------------------------------------------------------------

The Woodbridge Hilton maintains the highest average rate in 1996 (projected at $89 for 1996 year-end), closely followed by the Woodbridge Sheraton (at $88). The subject property trails with a projected 1996 year-end rate of $76. This discounted rate is largely due to the historically poor positioning of the hotel. While the subject property has made great strides in average rate growth since the renovation, management has had to employ some rate discounting in order to become newly re-established in the local commercial market. As the visibility of the current hotel product improves in 1997, the hotel should be able to maintain average rate growth slightly in excess of the market during the short-term.

Average Rate Increases

It is important to note that hotel room rate increases do not necessarily conform to the underlying monetary inflation rate, because lodging facilities are influenced by market conditions such as the relationship between supply and demand. A hotel's ability to raise room rates is affected by a number of factors, including the following.

o Supply and Demand Relationships - The relationship between supply and demand is one of the factors that determine hotel occupancies and average rates. Strong markets where lodging demand is increasing faster than supply are often characterized by rate growth that exceeds inflation. Markets that are overbuilt or suffering from declining demand are unlikely to exhibit any significant increases in average rates.

HVS International, Mineola, New York            Projection of Occupancy and   89
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o Inflationary Pressures - Price increases caused by inflation affect hotel room rates by eroding profit margins and encouraging operators to raise prices. This strategy is effective only in markets that are characterized by a healthy supply and demand relationship.

o Improving the Competitive Standard - When a new lodging facility enters a mature market, its rates may be set higher than the marketwide average in an effort to justify the development costs. This may allow other competitors to achieve corresponding gains by effectively raising the amount the market will bear. However, if the addition to supply has a severe impact on the occupancy levels of other hotels, price competition may ensue.

o Property-Specific Improvements - Changes that make a hotel more or less attractive to guests can have an impact on average rate. An expansion, renovation, upgrading, or the introduction of additional facilities and amenities may enable greater-than-inflationary room rate increases. Likewise, deferred maintenance may make a property less competitive, engendering a decline in room rates.

In determining average rate projections, changes that occur prior to occupancy stabilization are generally attributable to factors that are specific to the property and the market. After a hotel achieves a stabilized occupancy, room rates are generally expected to continue to increase at the underlying inflation rate throughout the remainder of the projection period.

Our forecast of the subject property's average rate recognizes the recent renovation, which has enhanced the hotel's ability to compete with other local lodging facilities. We have also taken into account the re-positioning of the hotel's marketing efforts. Marketwide average rates rose by 13.8% in 1994, declined by 8.2% in 1995 (this adjustment was to reflect a more realistic average rate level after extraordinary growth 1994), and recovered with an 8.8% growth rate for year-to-date 1996 (according to Smith Travel Research). In consideration of these trends, as well as the improving market image of the property and market re-positioning, we believe it is reasonable to expect the Holiday Inn Select's average rate to increase by 7.0% in 1997. In the second projection year, while demand remains strong and supply remains constant, we expect an increase of 5.0% in average rate. From the third projection year onward, average rate gains are expected to stabilize at the underlying inflation rate of 3.5% annually. Based on these considerations, the following table shows our projection of average rate increases.

HVS International, Mineola, New York            Projection of Occupancy and   90
                                                Average Rate
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Table 7-12  Average Rate Forecast
--------------------------------------------------------------------------------

                             Areawide  Subject Property's   Subject Property's
                   Areawide    Rate          Rate               Projected
     Year         Occupancy  Increase      Increase            Average Rate
-------------------------------------------------------------------------------
Positioned Base      ---        ---           ---                $76.00
     1997            74%     4% to 6%         7.0%                81.34
     1998            76       4 to 6          5.0                 85.40
     1999            71       3 to 4          3.5                 88.39
  Stabilized         72       3 to 4          3.5                 91.48

--------------------------------------------------------------------------------

The following average rates will be used to project the subject property's rooms revenue.

================================================================================
Table 7-13  Forecast of Occupancy and Average Rate
--------------------------------------------------------------------------------

          Year                   Occupancy              Average Rate
      -------------------------------------------------------------------
          1997                      70%                     $81.34
          1998                      74                      $85.40
          1999                      71                      $88.39
       Stabilized                   72                      $91.48

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HVS International, Mineola, New York                    Highest and Best Use  91
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8.    Highest and Best Use

The concept of highest and best use recognized by the Appraisal Institute distinguishes between the highest and best use of the land (as though vacant) and that of the property (as improved). Highest and best use is defined as:

      The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

The concept of highest and best use is the premise upon which value is based, and is a product of competitive forces in the marketplace. The principle of balance holds that real property value is created and sustained when contrasting, opposing, or interacting elements are in a state of equilibrium. This principle applies to relationships among various property components as well as the relationship between the costs of production and the property's productivity. The point of economic balance is achieved when the combination of land and building is optimal (i.e., when no marginal benefit or utility is achieved by adding another unit of capital). The law of increasing returns holds that larger amounts of the agents of production produce greater net income up to a certain point, after which the law of diminishing returns is applied.(2)

It is important to recognize that the highest and best use of the land (as though vacant) may differ from the highest and best use of the property (as improved). This may occur when a site has existing improvements and the highest and best use of the land differs from the current use. Nonetheless, the current property use will continue until the value of the land under its highest and best use exceeds the value of the property in its current use, plus the cost to remove the existing improvements.


(1) The Appraisal of Real Estate - Tenth Edition, Appraisal Institute, Chicago, IL, 1992, p. 45.

(2)   Ibid., p. 40.

HVS International, Mineola, New York                    Highest and Best Use  92
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In consideration of the factors influencing development in the immediate area, it is the appraisers' opinion that the highest and best use of the subject site, as vacant, would be as a transient lodging facility.

Based on the fact that the value of the land does not exceed the value of the hotel plus the cost of demolition, it is our opinion that the subject property's highest and best use, as improved, is its current use as a lodging facility.

HVS International, Mineola, New York                     Approaches to Value  93
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9.    Approaches to Value

In appraising real estate for market value, the appraiser has three approaches from which to select: the income capitalization, sales comparison, and cost approaches. Although all three valuation procedures are given consideration, the inherent strengths of each approach and the nature of the subject property must be evaluated to determine which will provide supportable estimates of market value. The appraiser is then free to select one or more of the appropriate approaches in arriving at a final value estimate.

The Income Capitalization Approach

The income capitalization approach takes a property's projected net income before debt service and allocates this future benefit to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component is calculated. The total of the mortgage component and the equity component equals the value of the property. This approach is often selected as the preferred valuation method for income-producing properties, because it most closely reflects the investment rationale of knowledgeable buyers.

The Sales Comparison Approach

The sales comparison approach estimates the value of a property by comparing it to similar properties that have been sold on the open market. To obtain a supportable estimate of value, the sales price of a comparable property must be adjusted to reflect any dissimilarities between it and the property being appraised.

The sales comparison approach may provide a useful value estimate in the case of simple forms of real estate, such as vacant land and single-family homes, where the properties are homogeneous and the adjustments are few and relatively simple to compute. In the case of complex investments such as shopping centers, office buildings, restaurants, and lodging facilities, where the adjustments are numerous and more difficult to quantify, the sales comparison approach loses much of its reliability.

HVS International, Mineola, New York                     Approaches to Value  94
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Hotel investors typically do not employ the sales comparison approach in reaching their final purchase decisions. Factors such as the lack of recent sales data, the numerous insupportable adjustments that are necessary, and the general inability to determine the true financial terms and human motivations of comparable transactions often make the results of this technique questionable. Although the sales comparison approach may provide a range of values that supports the final estimate, reliance on this method beyond the establishment of broad parameters is rarely justified by the quality of the sales data.

The market-derived capitalization rates sometimes used by appraisers are susceptible to the same shortcomings inherent in the sales comparison approach. To substantially reduce the reliability of the income capitalization approach by employing capitalization rates obtained from unsupported market data weakens the final value estimate and ignores the typical investment analysis procedures employed by hotel purchasers. Because appraisers are obligated to mirror the actions of the marketplace, we generally give the sales comparison approach minimal weight in the hotel appraisal process beyond bracketing the final estimate.(1)

The Cost Approach

The cost approach estimates market value by computing the current cost to replace the property and subtracting any depreciation resulting from physical deterioration, functional obsolescence, and external (or economic) obsolescence. The value of the land, as if vacant and available, is then added to the depreciated value of the improvements to produce a total value estimate.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements grow older and begin to deteriorate, the resultant loss in value becomes increasingly difficult to quantify accurately. We find that knowledgeable hotel buyers base their purchase decisions on economic factors such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, this approach is given minimal weight in the hotel valuation process. As noted in Hotels and Motels: A Guide to Market


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 209.

HVS International, Mineola, New York                     Approaches to Value  95
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Analysis, Investment Analysis, and Valuations, "the cost approach is seldom used to value existing hotels and motels."(1)

Reconciliation

The final step in the valuation process is the reconciliation and correlation of the value indications. Factors that are considered in assessing the reliability of each approach include the purpose of the appraisal, the nature of the subject property, and the reliability of the data used. In reconciliation, the applicability and supportability of each approach is considered and the range of value indications is examined. The most significant weight is given to the approach that produces the most reliable solution and most closely reflects the criteria used by typical investors.

Our nationwide experience with numerous hostelry buyers and sellers indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the investors who constitute the marketplace. For this reason, the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in the hotel valuation process.


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 208.

HVS International, Mineola, New York          Income Capitalization Approach  96
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10.   Income Capitalization Approach

The income capitalization approach is based on the principle that the value of a property is indicated by its net return, or what is known as the present worth of future benefits. The future benefits of income-producing properties, such as hotels, are net income before debt service and depreciation (as estimated by a forecast of income and expense) and any anticipated reversionary proceeds from a sale. These future benefits can be converted into an indication of market value through a capitalization process and discounted cash flow analysis. Using the income capitalization approach, the subject property has been valued by analyzing the local market for transient accommodations, examining existing and proposed competition, and developing a forecast of income and expense that reflects current and anticipated income trends and cost components through a stabilized year of operation.

The forecast of income and expense is expressed in current dollars for each year. The stabilized year is intended to reflect the anticipated operating results of the property over its remaining economic life, given any or all applicable stages of build-up, plateau, and decline in the life cycle of the hotel. Thus, income and expense estimates from the stabilized year forward exclude from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusual revenues or expenses.

As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, published by the Appraisal Institute, "of the three valuation approaches available to the appraiser, the income capitalization approach generally provides the most persuasive and supportable conclusions when valuing a lodging facility."(1) This text recommends that using a ten-year forecast and an equity yield rate "most accurately reflects the actions of typical hotel buyers, who purchase properties based


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

HVS International, Mineola, New York          Income Capitalization Approach  97
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on their leveraged discounted cash flow."(1) The simpler procedure of using a ten-year forecast and a discount rate is "less reliable because the derivation of the discount rate has little support. Moreover, it is difficult to adjust the discount rate for changes in the cost of capital."(2)

We have used both methods to discount the subject property's projected net income into an estimate of value. Method One is a ten-year discounted cash flow analysis in which the cash flow to equity and the equity reversion are discounted to the present value at the equity yield rate, and the income to the mortgagee is discounted at a mortgage interest rate. The sum of the equity and mortgage values is the total property value. Method Two is a simple ten-year discounted cash flow analysis in which the annual net income before debt service and the reversionary proceeds following a sale at the end of the tenth year are discounted back to the date of the appraisal at an overall discount rate, and then totaled to produce an indication of the present worth of future benefits.

To convert the projected income stream into an estimate of value through Method One, the anticipated net income (before debt service and depreciation) is allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. The total of the mortgage component and the equity component equals the value of the property. The process is described as follows.

1. The terms of typical hotel financing are set forth, including interest rate, amortization term, and loan-to-value ratio.

2. An equity yield rate of return is established. Numerous hotel buyers base their equity investments on a ten-year equity yield rate projection that takes into account ownership benefits such as periodic cash flow distributions, residual sale or refinancing distributions that return any property appreciation and mortgage amortization, income tax benefits, and various non-financial considerations such as status and prestige. The equity yield rate is also known as the internal rate of return on equity.


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236

(2)   Ibid.

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3. The value of the equity component is calculated by first deducting the annual debt service from the projected net income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value. After deducting the mortgage balance at the end of the tenth year and the typical brokerage and legal costs, the equity residual is discounted back to the date of value at the equity yield rate. The net income to equity for each of the ten projection years is also discounted to the present value. The sum of these discounted values equates to the value of the equity component. Adding the equity component to the initial mortgage balance yields the overall property value.

4. Because the mortgage and the debt service amounts are unknown but the loan-to-value ratio was determined in Step #1, the preceding calculation can be solved through an iterative process or by use of a linear algebraic equation that computes the total property value. The algebraic equation that solves for the total property value using a ten-year mortgage and equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(1)

5. The value is proven by allocating the total property value between the mortgage and equity components and verifying that the rates of return set forth in Steps #1 and #2 can be met from the projected net income.

The process of converting the projected income stream into an estimate of value through Method Two is described as follows.

1. A discount rate is established by evaluating the total property yield derived by Method One. Occasionally, the discount rate may be adjusted slightly based on the total property yields indicated by recent transactions involving hotels similar to the subject property.

2. The reversionary value is calculated by capitalizing the 11th-year net income by the terminal capitalization rate and deducting typical brokerage and legal fees.


(1) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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3. The ten-year forecast of net income (before debt service and depreciation) and the reversionary value are discounted to the date of value at the rate derived above.

Review of Operating History

Because the Holiday Inn Select is an existing hotel with an established operating performance, its historical income and expense experience can serve as a basis for projections. The following table presents the Holiday Inn Select's unaudited income and expense statement from January through August, 1996. As a result of a recent change in the hotel's ownership and management, prior statements are not available. Where applicable, we have reorganized the statements in accordance with the Uniform System of Accounts for Hotels.

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Table 10-1  Historical Operating Performance
--------------------------------------------------------------------------------

Partial Year Ending August:    1996
               Total Rooms:     191
            Occupied Rooms:  21,356
       Complimentary Rooms:     871
                 Days Open:     212
                 Occupancy:    52.7%                  Amount per   Amount per
              Average Rate:   $75.94    Percentage     Available    Occupied
                              (+000)    of Revenue       Room         Room
--------------------------------------------------------------------------------
REVENUE
   Rooms                      $1,622        71.5%       $8,491       $75.94
   Food                          385        16.9         2,014        18.01
   Beverage                      160         7.0           835         7.47
   Telephone                      73         3.2           382         3.42
   Net Other Income               31         1.3           160        17.22
      Total                    2,269        99.9        11,882       106.27
--------------------------------------------------------------------------------
 DEPARTMENTAL EXPENSES
   Rooms                         368        22.7         1,926        17.22
   Food & Beverage               575       105.6         3,009        26.91
   Telephone                      40        55.5           212         1.90
      Total                      983        43.3         5,147        46.03
--------------------------------------------------------------------------------
DEPARTMENTAL INCOME            1,286        56.6         6,735        60.24
--------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General      311        13.7         1,628        14.56
   Management Fee                 63         2.8           330         2.96
   Marketing                     193         8.5         1,010         9.04
   Franchise Fees                 52         2.3           270         2.42
   Property Oper. & Maint.       185         8.1           967         8.65
   Energy                        165         7.3           864         7.73
      Total                      969        42.7         5,071        45.35
--------------------------------------------------------------------------------
HOUSE PROFIT                     318        13.9         1,664        14.89
--------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                176         7.8           921         8.24
   Insurance                      27         1.2           139         1.24
   Reserve for Replacement        84         3.7           441         3.94
      Total                      287        12.7         1,501        13.42
--------------------------------------------------------------------------------
          NET INCOME             $31         1.2           163        $1.47
================================================================================

--------------------------------------------------------------------------------

Several changes are expected by management that will improve the operating efficiency of the hotel; hence, this partial year statement does not adequately represent the operating potential of the hotel. Our adjustments are

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based on comparable operating statements as well as the 1997 operating budget for the subject property.

The most significant revenue adjustments include the expected improvements in the food and beverage department. We expect the banquet department to increase its sales with improved marketability and an establishment in the market. Furthermore, we expect the restaurant and bar to increase revenues to be more in line with comparable operations. Increases reflected in net other income stem largely from the operating budget for the subject property.

We expect departmental expenses in the food and beverage department to be brought in line with industry averages and comparable operations. We have made a considerable downward adjustment to account for this expected efficiency. Added efficiency will also result from increased volume in restaurant, bar, and banquet activity.

Significant adjustments in the administrative and general, marketing, property operations and maintenance, and energy operating expense categories were made. Again, these were made based on comparable operations, current franchise and marketing agreements, and the 1997 operating budget of the subject property.

Forecast of Income and Expense

The forecast of income and expense is intended to reflect the appraiser's subjective estimate of how a typical buyer would project the subject property's future operating results. Depending on the dynamics of the local market, a typical buyer's projection may be adjusted upward or downward. We have attempted to consider these factors in formulating this forecast.

HVS International uses a fixed and variable component model to project a lodging facility's revenue and expense levels. This model is based on the premise that hotel revenues and expenses have one component that is fixed and another that varies directly with occupancy and facility usage. A projection can be made by taking a known level of revenue or expense and calculating its fixed and variable components. The fixed component is then held constant, while the variable component is adjusted for the percent change between the projected occupancy and facility usage and that which produced the known level of revenue or expense.

Base-Year Statement of Income and Expense

Based on our review of the operating histories of the subject property and comparable hotels, we have derived a base-year statement of income and expense expressed in 1996 dollars. The units of comparison include a

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percentage of departmental and total revenue, amounts per available room, and amounts per occupied room. The income and expense ratios reflect an occupancy level of 72.0%. The base-year profit and loss statement will be used to determine the relationship between the fixed and variable components.

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Table 10-3  Base-Year Statement of Income and Expense
--------------------------------------------------------------------------------

Forecasted Year Ending:        1996
Number of Rooms:                191
Occupancy:                    72.0%
Average Rate:                $75.94     Percent of    Amount per   Amount per
Occupied Rooms:              50,195       Total        Available    Occupied
                             (+000)      Revenue         Room         Room
--------------------------------------------------------------------------------
Revenue:
   Rooms                      $3,812        59.9%      $19,956       $75.94
   Food                        1,807        28.4         9,461        36.00
   Beverage                      452         7.1         2,365         9.00
   Telephone                     176         2.8           920         3.50
   Net Other Income              114         1.8           599         2.28
Total Revenue                 $6,360       100.0       $33,301      $126.72
--------------------------------------------------------------------------------
Expenses:
   Rooms*                       $915        24.0%       $4,790       $18.23
   Food & Beverage*            1,852        82.0         9,697        36.90
   Telephone*                     97        55.0           506         1.93
   Administrative & General      668        10.5         3,497        13.31
   Management Fee                191         3.0           999         3.80
   Marketing                     350         5.5         1,832         6.97
   Franchise Fees                191         3.0           998         3.80
   Property Oper. & Maint.       210         3.3         1,100         4.19
   Energy                        277         4.4         1,450         5.52
   Property Taxes                244         3.8         1,277         4.86
   Insurance                      67         1.1           350         1.33
   Reserve for Replacement       254         4.0         1,332         5.07
Total Expenses                $5,315        83.6%      $27,826      $105.88
--------------------------------------------------------------------------------
Net Income                    $1,046        16.4%       $5,475       $20.83
================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues

--------------------------------------------------------------------------------

Inflation Assumptions

The base revenue and expense amounts are inflated to reflect current dollars for each projection year. Line items can be affected by different factors.

We must establish a general rate of inflation that will be applied to most revenue and expense categories. The following table shows inflation estimates made by economists at some noted institutions and corporations.

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Table 10-4  Inflation Estimates
--------------------------------------------------------------------------------

                                      Projected Increase in Consumer Price Index
                                      (Annualized Rate Versus 12 Months Earlier)
                                      ------------------------------------------
                                                   November        May
Source                                             of 1996       of 1997
--------------------------------------------------------------------------------
Maureen Allyn, Scudder Stevens Clark                  3.1%          2.3%
Wayne Angell, Bear Stearns                            3.0           3.2
Richard Berner, Mellon Bank                           2.9           2.8
David Berson, Fannie Mae                              2.9           2.8
David Blitzer, S&P                                    3.0           2.7
Paul Boltz, T. Rowe Price                             3.2           3.5
David Bostian, Herzog, Heine, Geduld                  2.9           2.5
Philip Braverman, DKB Securities                      3.0           2.8
William Brown, J.P. Morgan                            3.3           3.2
Rosanne Cahn, CS First Boston                         3.1           2.6
James Coons, Huntington National Bank                 3.2           3.0
Michael Cosgrove, The Econoclast                      3.2           3.3
Dewey Daane, Vanderbilt University                    3.4           3.6
Robert Dederick, Northern Trust                       3.1           3.4
W.Dudley, Goldman Sachs                               3.4           3.2
Michael Englund, MMS Intl.                            3.2           3.3
Michael Evans, Evans Group                            3.0           3.0
Gail Fosler, Conference Board                         3.5           3.6
Maury Harris, Paine Weber, Inc.                       2.8           2.8
Tracy Herrick, Jefferies & Co.                        3.2           3.6
Stuart Hoffman, PNC Bank                              3.1           2.8
William Hummer, Wayne Hummer                          2.9           3.0
Edward Hyman, ISI Group                               2.8           2.1
Saul Hymans, University of Michigan                   2.7           1.7
Mieczyslaw Karczmar, Deutsche Bank                    2.8           3.2
Kurt Karl, WEFA Group                                 2.6           2.3
Irwin Kellner, Chase Manhattan Bank                   2.6           2.3
D. Laufenberg, American Express Financial Advisors    3.2           3.4
Michelle Laughlin, Sanwa Securities                   3.0           3.2
Carol Leisenring, CoreStates Financial                2.7           2.5
Richard Lemmon, General Motors                        3.0           3.0
Mickey Levy, NationsBank Capital Markets              2.6           2.4
David Littmann, Comerica                              3.1           3.0
John Lonski, Moody's Investors Service                3.3           3.2
Paul McCulley, UBS Securities                         3.0           2.8
John McDevitt, 3M                                     2.6           2.5
Arnold Moskowitz, Moskowitz Capital                   3.1           3.5
John Mueller, LBMC, Inc.                              3.2           2.5
David Munro, High Frequency Econ.                     3.0           2.5
Carl Palash, MCM MoneyWatch                           3.0           3.0
Nicholas Perna, Fleet Financial Group                 3.3           3.3
Elliott Platt, Donaldson Lufkin                       2.8           2.0
Maria F. Ramirez, MF Ramirez                          3.0           3.0
Donald Ratajczak, Georgia State University            3.0           3.3
David Resler, Nomura Securities International         2.9           2.6
Allan Reynolds, Hudson Institute                      3.3           3.6
Richard Rippe, Prudential Securities                  3.1           3.3
A. Gary Schilling, Schilling & Co.                    3.0           3.0
Allen Sinai, Lehman Brothers                          3.2           3.4
James Smith, University of North Carolina             2.1           1.9
Susan Sterne, Economic Analysis                       2.5           2.5
Donald Straszheim, Merrill Lynch                      2.7           2.3
Thomas Synott III, U.S. Trust Company                 3.3           3.4
John Williams, Bankers Trust                          3.0           3.1
Raymond Worseck, A.G. Edwards                         3.6           3.3
David Wyss, DRI/McGraw-Hill                           3.0           2.5
Edward Yardeni, Deutsche Morgan Grenfell              2.2           2.0
Mark Zandi, Regional Financial Associates             3.0           3.2
                                                     -----         -----
                  Averages                            3.0%          2.9%

                    Source: Wall Street Journal, July 1, 1996

--------------------------------------------------------------------------------

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The preceding table shows inflation forecasts averaging 3.0% through November, 1996 and 2.9% through May, 1997. Most of the economists in the sample estimate inflation rates ranging from 2.5% to 3.4% for the 12-month period, although several anticipate levels of slightly greater than 3.4%. As a further check on these inflation projections, we have reviewed historical increases in the Consumer Price Index.

Because the value of real estate is predicated on cash flows over a relatively long period, inflation should be considered from a long-term perspective. Between 1986 and 1994, the national CPI increased at an average annual compounded rate of 3.8%. In consideration of these historical trends, the projections set forth above, and our assessment of probable property appreciation levels, we have selected an annual stabilized inflation rate of 3.5%.

One of the exceptions to this general inflation assumption is the projected growth in average rate. As noted earlier, increases in the subject property's room rate are projected as follows.

================================================================================
Table 10-5  Projected Growth in Average Rate
--------------------------------------------------------------------------------

                                               Increase From
                Year                           Previous Year
        ----------------------------------------------------------
                1997                                ---
                1998                                5.0%
                1999                                3.5
                2000                                3.5
             Thereafter                             3.5

--------------------------------------------------------------------------------

The remaining exception to this assumption is the property tax increases during the first two years of projections. As summarized earlier in this report, these increases are forecast to be 1% in 1997, 2% in 1998, and 3.5% thereafter.

Using these inflation assumptions, the base-year income and expense statement (which is expressed in 1996 dollars) is inflated to arrive at projections. Each revenue and expense category will be projected using the inflated base statement to determine the fixed and variable component relationships.

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Rooms Revenue

Rooms revenue is determined by two variables: occupancy and average rate. Earlier in this report, we estimated the subject property's occupancy and average rate as follows.

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Table 10-6  Projected Occupancy and Average Rate
--------------------------------------------------------------------------------

                                           1997     1998     1999     Stabilized
--------------------------------------------------------------------------------

Forecast Occupancy Percentage              70.0%    74.0%    71.0%       72.0%
Forecast Average Rate                     $81.34   $85.40   $88.39      $91.48

--------------------------------------------------------------------------------

Rooms revenue is calculated as follows.

================================================================================
Table 10-7  Forecast of Rooms Revenue
--------------------------------------------------------------------------------

                                                          Number of      Rooms
Calendar Years   Projected      Average       Number       Days in      Revenue
    Ending:      Occupancy     Room Rate     of Units      in Year       (+000)
--------------------------------------------------------------------------------

     1997           70.0    X    $81.34    X    191    X     365    =    $3,969
     1998           74.0    X     85.40    X    191    X     365    =     4,406
     1999           71.0    X     88.39    X    191    X     365    =     4,375
  Stabilized        72.0    X     91.48    X    191    X     365    =     4,592

--------------------------------------------------------------------------------

Food and Beverage Revenue

Food and beverage revenue is generated by a hotel's restaurants, lounges, coffee shops, snack bars, banquet rooms, and room service. In addition to providing a source of revenue, these outlets serve as an amenity that assists in the sale of guestrooms. With the exception of properties with active lounges or banquet facilities that draw local residents, in-house guests generally represent a substantial percentage of a hotel's food and beverage patrons.

The Uniform System of Accounts for Hotels/Eighth Revised Edition defines food revenue as "revenue derived from the sale of food, including coffee, milk, tea and soft drinks. Food sales do not include meals charged on employees' (staff) checks." Beverage revenues are "derived from the sale of beverages." In addition to the revenue generated by the sale of food and beverages, hotels often produce other income that is related to this department, such as meeting room rentals, cover charges, service charges, and miscellaneous banquet revenue.

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Although food revenue varies directly with changes in occupancy, the small portion generated by banquet sales and outside capture is relatively fixed.

Food revenue was projected based on this relationship between the fixed and variable components. The following table shows the projected food revenue and several units of comparison that can be used to check the reasonableness of the forecast.

================================================================================
Table 10-8  Forecast of Food Revenue
--------------------------------------------------------------------------------

                                   1997        1998         1999     Stabilized
--------------------------------------------------------------------------------
Total Food Revenue (+000)      $  1,831    $  1,976     $  1,983     $  2,074
Percent of Total Revenue           28.0%       27.5%        27.6%        27.6%
Per Available Room             $  9,589    $ 10,347     $ 10,381     $ 10,858
Per Occupied Room              $  37.52    $  38.30     $  40.06     $  41.32

--------------------------------------------------------------------------------

Based on these units of comparison, the projected food revenue appears reasonable when compared with industry standards.

Beverage Revenue

Beverage revenue is generated by the sale of alcoholic beverages in a hotel's restaurants and banquet rooms and the sale of alcoholic and nonalcoholic beverages in the bars and lounges.

Based on an analysis of comparable lodging facilities, beverage revenue is estimated to average approximately 25% of food revenue. Thus, beverage revenue is projected by multiplying the projected food revenue by 25%. The following table illustrates the forecast of beverage revenue.

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Table 10-9  Forecast of Beverage Revenue
--------------------------------------------------------------------------------

                                            1997      1998      1999  Stabilized
--------------------------------------------------------------------------------
Total Beverage Revenue (+000)            $   458   $   494   $   496   $   519

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Telephone Revenue

Telephone revenue is generated by hotel guests who charge local and long-distance calls to their rooms, and by individuals who use the property's public telephones. Prior to the deregulation of the telephone industry in the early 1980s, hotels were limited to a 15% commission on long-distance calls, a mark-up that allowed few profits. Deregulation and the development of sophisticated call-accounting equipment have resulted in profitable

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telephone departments. State-of-the-art equipment is capable of least-cost routing, automatic price billing, and posting telephone charges to guest folios. Hotels can select among various long-distance services, and can also work with any one of a number of Alternative Operator Services (AOS). These systems route and price calls, and may provide additional services.

In recent years, the hospitality industry has experienced diverging trends with respect to telephone revenue. Prices per call have increased, in some cases dramatically, yielding departmental profits as high as 50% to 55%. However, the number of long-distance calls billed per occupied room has declined as a result of the extensive use of long-distance carrier services that can be accessed locally or through a toll-free number. When guests charge long-distance calls to their personal or business accounts in this manner, the hotel loses the revenue associated with long-distance tariffs and mark-ups, and only receives an access fee.

Most telephone revenue varies directly with changes in occupancy. However, there is a small fixed component consisting of public telephone revenue, which is primarily generated by individuals using the hotel's food, beverage, and meeting facilities. Using this fixed and variable relationship, the subject property's telephone revenue is projected as follows.

================================================================================
Table 10-10  Forecast of Telephone Revenue
--------------------------------------------------------------------------------

                                            1997      1998      1999  Stabilized
--------------------------------------------------------------------------------
Total Telephone Revenue (+000)           $   177   $   193   $   192   $   202
Percent of Total Revenue                     2.7%      2.7%      2.7%      2.7%
Amount Per Available Room                $   928   $ 1,010   $ 1,007   $ 1,056
Amount Per Occupied Room                 $  3.63   $  3.74   $  3.88   $  4.02

--------------------------------------------------------------------------------

Net Other Income

Other income is derived from sources other than guestrooms, food and beverages, and telephone services. Depending on the type of hotel and the facilities and amenities offered, other income may include the following items.

o Rentals - stores, office space, concession space, showcases, clubs, and storage.

o Commissions from auto rentals, photography, telegrams, and vending services.

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o Concessions - revenue derived from charges for the privilege of operating departments that could be operated by the hotel. Gift shops, barber shops, and beauty salons are often operated as concessions.

o     Laundry, dry cleaning, and fax services.

o Cash discounts earned - discounts from creditors' accounts for payment within the discount period. This item does not include trade discounts, which are a deduction from the cost of goods sold.

o     Electronic games and pinball machines.

o     Forfeited advance deposits and guaranteed no-shows.

o Service charges - service charges that are added to a customer's account but are not paid to service personnel.

o     Interest income - interest from house accounts.

o     Salvage - revenue from the sale of old or obsolete items.

Other income is highly sensitive to changes in occupancy and slightly correlated to food and beverage volume. Using this fixed and variable relationship, the subject property's other income is projected as follows.

================================================================================
Table 10-11  Forecast of Net Other Income
--------------------------------------------------------------------------------

                                            1997      1998      1999  Stabilized
--------------------------------------------------------------------------------
Total Net Other Income (+000)            $   117   $   124   $   126   $   131
Percent of Total Revenue                     1.8%      1.7%      1.8%      1.7%
Amount Per Available Room                $   615   $   647   $   661   $   687
Amount Per Occupied Room                 $  2.40   $  2.40   $  2.55   $  2.61

--------------------------------------------------------------------------------

Rooms Expense

Rooms expense consists of items related to the sale and upkeep of guestrooms and public space. Salaries, wages, and employee benefits account for a substantial portion of this category. Although payroll varies somewhat with occupancy (because managers can schedule maids, bell personnel, and house cleaners to work when demand requires), much of a hotel's payroll is fixed. Front desk personnel, public area cleaners, the housekeeper, and other supervisors must be maintained at all times. As a result, salaries, wages, and employee benefits are only moderately sensitive to changes in occupancy.

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Commissions represent remuneration to travel agents for booking rooms. Because these fees are based on a percentage of rooms revenue, they are highly dependent on occupancy and rate. Reservations is a similar expense that reflects the cost of a franchise reservation system that typically bills as a percentage of rooms revenue. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are only slightly affected by changes in volume. In light of these considerations, we project the subject property's rooms expense as follows.

================================================================================
Table 10-12  Forecast of Rooms Expense
--------------------------------------------------------------------------------

                                            1997      1998      1999  Stabilized
--------------------------------------------------------------------------------
Total Rooms Expense (+000)               $   936   $   991   $ 1,009   $ 1,050
Percent of Rooms Revenue                    23.6%     22.5%     23.1%     22.9%
Amount per Available Room                $ 4,903   $ 5,188   $ 5,281   $ 5,497
Amount per Occupied Room                 $ 19.18   $ 19.21   $ 20.38   $ 20.92

--------------------------------------------------------------------------------

Food and Beverage Expense

Food and beverage expenses consist of items necessary for the operation of a hotel's food, beverage, and banquet facilities. Although food and beverage revenues are projected separately and occupy separate categories on a hotel's income and expense statement, the corresponding expenses are combined into a single category.

The costs associated with food and beverage sales and payroll are moderately to highly correlated to food and beverage revenues, and comprise a substantial portion of this category. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are very slightly dependent on volume. Although the other expense items are basically fixed, they represent a relatively insignificant factor. After considering the fixed and variable components, we forecast the subject property's food and beverage expense as follows.

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Table 10-13  Forecast of Food and Beverage Expense
--------------------------------------------------------------------------------

                                            1997      1998      1999  Stabilized
--------------------------------------------------------------------------------
Total F&B Expense (+000)                 $ 1,899   $ 2,003   $ 2,044   $ 2,126
Percent of Food and Beverage Revenue        83.0%     81.1%     82.5%     82.0%
Amount per Available Room                $ 9,943   $10,486   $10,703   $11,130
Amount per Occupied Room                 $ 38.91   $ 38.83   $ 41.29   $ 42.35

--------------------------------------------------------------------------------

Telephone Expense

Telephone expense consists of all costs associated with this department. In the case of small hotels with automated systems, the operation of telephones may be an additional responsibility of front desk personnel; however, most large properties employ full-time operators.

The bulk of the telephone expense consists of the cost of local and long-distance calls billed by the telephone companies that provide these services. Because most calls are made by in-house guests, these costs are moderately correlated to occupancy. Unless a particular hotel department incurs high expenses, use of telephone services by hotel employees is charged to this account. The remaining costs, which include salaries, wages, printing, and other expenses, are moderately fixed. The following table illustrates our forecast of telephone expense.

================================================================================
Table 10-14  Forecast of Telephone Expense
--------------------------------------------------------------------------------

                                            1997      1998      1999  Stabilized
--------------------------------------------------------------------------------
Total Telephone Expense (+000)           $    99   $   105   $   107   $   111
Percent of Telephone Revenue                55.9%     54.2%     55.5%     54.9%
Amount per Available Room                $   518   $   547   $   558   $   581
Amount per Occupied Room                 $  2.03   $  2.04   $  2.16   $  2.21

--------------------------------------------------------------------------------

Administrative and General Expense

Administrative and general expense includes the salaries and wages of all administrative personnel who are not directly associated with a particular department. Expense items related to the management and operation of the property are also allocated to this category.

Most administrative and general expenses are relatively fixed. The exceptions are cash overages and shortages; commissions on credit card charges; provision for doubtful accounts, which are moderately affected by the number of transactions or total revenue; and salaries, wages, and benefits, which are very slightly influenced by volume.

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In recent years, several new items have been added to the administrative and general expense category. Human resources includes the cost of recruiting, relocating, and training personnel. Security consists of the cost of contract security for the property and related expenses.

The general insurance category includes premiums for liability, fidelity, life, theft coverage, and business interruption insurance. Fire and extended-coverage insurance on the building and contents is a separate insurance expense category. Liability insurance covers third-party actions involving bodily injury and personal property, and is typically based on rooms receipts, meeting and banquet income, and food and beverage revenue. Factors that may have an impact on a hotel's liability expense include the size of the meeting, banquet, and restaurant facilities; the ratio between the amount of alcohol served and total food and beverage sales; the presence of a dance floor; a high-rise structure; a swimming pool; life safety support systems; and the guest transportation services provided by the hotel. The following table illustrates our forecast of administrative and general expense.

================================================================================
Table 10-15  Forecast of Administrative and General Expense
--------------------------------------------------------------------------------

                                            1997      1998      1999  Stabilized
--------------------------------------------------------------------------------
Total Administrative
 & General Exp. (+000)                   $   690   $   727   $   744   $   773
Percentage of Total Revenue                 10.5%     10.1%     10.4%     10.3%
Amount per Available Room                $ 3,613   $ 3,806   $ 3,895   $ 4,047
Amount per Occupied Room                 $ 14.15   $ 14.10   $ 15.04   $ 15.41

--------------------------------------------------------------------------------

Management Fee

Management expense consists of the basic fee paid to the type of company that is anticipated to operate the subject property. Some companies provide management services alone, while others also provide a brand name affiliation. When a management company has no brand identification, the property owner often acquires a franchise that provides the necessary image and recognition. Although most hotel management companies employ a fee schedule that includes a basic fee (usually a percentage of total revenue) and an incentive fee (usually a percentage of defined profit), the incentive portion is often subordinated to debt service and does not appear in a forecast of net income before debt service. Basic hotel management fees are almost always based on a percentage of total revenue, which means they have no fixed component.

HVS International, Mineola, New York         Income Capitalization Approach  113
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     HVS
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International
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Although the incentive fee does not decrease the cash flow available for debt service, it does reduce the potential cash flow to equity, and must be accounted for in the valuation process. Generally, the most appropriate procedure for handling the impact of the incentive fee on the equity component is to use the projected net income before debt service and incentive fee, but adjust the equity dividend or yield rate upward to reflect this added management cost. The adjusted equity dividend and yield rates will be described later in this section.

The subject property is operated by Remington Clark Employers Corporation; the management contract allows for a sum equal to 3% of gross revenues to be paid as a management fee. Based on our review of the current market for management contracts, we are of the opinion that this fee is consistent with prevailing market terms. Applying this management fee structure to the projection of total revenue yields the following forecast of the subject property's management fee.

================================================================================
Table 10-16  Forecast of Management Fee
--------------------------------------------------------------------------------

                                            1997      1998      1999  Stabilized
--------------------------------------------------------------------------------
Management Fee Expense (+000)            $   197   $   216   $   215   $   226

--------------------------------------------------------------------------------

Marketing Expense

Marketing expense consists of all costs associated with advertising, sales, and promotion; these activities are intended to attract and retain customers. Marketing can be used to create an image, develop customer awareness, and stimulate patronage of a property's various facilities.

The marketing category is unique in that all expense items, with the exception of fees and commissions, are totally controlled by management. Most hotel operators establish an annual marketing budget that sets forth all planned expenditures. If the budget is followed, total marketing expenses can be projected accurately.

Marketing expenditures are unusual because although there is a lag period before results are realized, the benefits are often extended over a long period. Depending on the type and scope of the advertising and promotion program implemented, the lag time can be as short as a few weeks or as long as several years. However, the favorable results of an effective marketing campaign tend to linger, and a property often enjoys the benefits of concentrated sales efforts for many months.

HVS International, Mineola, New York         Income Capitalization Approach  114
--------------------------------------------------------------------------------

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     HVS
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International
=============


Marketing expense can be divided into five categories: sales, reservations, advertising and merchandising, other marketing activities, and fees and commissions. Together, these categories include all marketing efforts made by hotel personnel and outside parties. Marketing expenses are fixed with the exception of reservations, fees, and commissions, which are calculated as a percentage of rooms revenue.

Based on the location of the subject property, the local market for transient accommodations, the competitive environment, and the hotel's anticipated market segmentation, we have developed the following marketing forecast using a fixed and variable component model.

================================================================================
Table 10-17  Forecast of Marketing Expense
--------------------------------------------------------------------------------

                                            1997      1998      1999  Stabilized
--------------------------------------------------------------------------------
Total Marketing Expense (+000)           $   362   $   381   $   390   $   405
Percentage of Total Revenue                  5.5%      5.3%      5.4%      5.4%
Amount per Available Room                $ 1,893   $ 1,995   $ 2,041   $ 2,121
Amount per Occupied Room                 $  7.41   $  7.39   $  7.88   $  8.07

--------------------------------------------------------------------------------

Franchise Fee

Franchise expense represents the fees paid to Holiday Inns Franchising for the use of the company's name, trade marks, and service marks. The following table illustrates the projection of the subject property's franchise fee.

================================================================================
Table 10-18  Forecast of Franchise Fee
--------------------------------------------------------------------------------

                                            1997      1998      1999  Stabilized
--------------------------------------------------------------------------------
Franchise Fees Expense (+000)            $   198   $   220   $   219   $   230

--------------------------------------------------------------------------------

Property Operations and Maintenance

Property operations and maintenance expense is another expense category that is largely controlled by management. Except for repairs that are necessary to keep the facility open and prevent damage (e.g., plumbing, heating, and electrical items), most maintenance can be deferred for varying lengths of time.

Maintenance is an accumulating expense. If management elects to postpone performing a required repair, they have not eliminated or saved the expenditure; they have only deferred payment until a later date. A lodging facility

HVS International, Mineola, New York         Income Capitalization Approach  115
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     HVS
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International
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that operates with a lower-than-normal maintenance budget is likely to accumulate a considerable amount of deferred maintenance.

The age of a lodging facility has a strong influence on the required level of maintenance. A new or thoroughly renovated property is protected for several years by modern equipment and manufacturers' warranties. However, as a hostelry grows older, maintenance expenses escalate. A well-organized preventive maintenance system often helps delay deterioration, but most facilities face higher property operations and maintenance costs each year, regardless of the occupancy trend. The quality of initial construction can also have a direct impact on future maintenance requirements. The use of high-quality building materials and construction methods generally reduces the need for maintenance expenditures over the long term.

Property operations and maintenance is considered an operating expense; as such, it includes only those components that can be expensed, rather than capitalized, under Internal Revenue Service regulations. For example, if a table leg is broken, the repair of that leg is considered an expense and is chargeable to property operations and maintenance. If the table is replaced, it becomes a capital expenditure and does not appear under the property operations and maintenance category. Appraisers account for capital replacement of items such as furniture and equipment in the reserve for replacement account, which is discussed later in this section. Property operations and maintenance costs are relatively fixed, and are projected as follows.

================================================================================
Table 10-19  Forecast of Property Operations and Maintenance Expense
--------------------------------------------------------------------------------

                                            1997      1998      1999  Stabilized
--------------------------------------------------------------------------------
Total Property Oper.
 & Maint. Exp. (+000)                    $   217   $   229   $   234   $   243
Percentage of Total Revenue                  3.3%      3.2%      3.3%      3.2%
Amount per Available Room                $ 1,137   $ 1,198   $ 1,226   $ 1,274
Amount per Occupied Room                 $  4.45   $  4.44   $  4.73   $  4.85

--------------------------------------------------------------------------------

Energy Expense

The energy consumption of a lodging facility takes several forms, including water and space heating, air conditioning, lighting, cooking fuel, and other miscellaneous power requirements. The most common sources of hotel energy are electricity, natural gas, fuel oil, and steam. This category also includes the cost of water service.

HVS International, Mineola, New York         Income Capitalization Approach  116
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     HVS
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International
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Total energy cost depends on the source and quantity of fuel used. Electricity tends to be the most expensive source, followed by oil and gas. Although all hotels consume a sizable amount of electricity, many properties supplement their energy requirements with less expensive sources, such as gas and oil, for heating and cooking.

A large portion of a hostelry's energy consumption is relatively fixed. Restaurants, kitchens, public areas, and corridors must be continually lighted and climate-controlled, regardless of occupancy. The energy cost of an additional occupied room (i.e., a few hours of light, television, heat, or air conditioning) is minimal. The following table presents our forecast of the subject property's energy expense.

================================================================================
Table 10-20  Forecast of Energy Expense
--------------------------------------------------------------------------------

                                            1997      1998      1999  Stabilized
--------------------------------------------------------------------------------
Total Energy Expense                     $   287   $   298   $   308   $   319
Percentage of Total Revenue                  4.4%      4.1%      4.3%      4.2%
Amount per Available Room                $ 1,500   $ 1,562   $ 1,611   $ 1,669
Amount per Occupied Room                 $  5.87   $  5.78   $  6.21   $  6.35

--------------------------------------------------------------------------------

Property Taxes

The estimate of property taxes was detailed in a previous section of this report. The following table summarizes these projections.

================================================================================
Table 10-21  Forecast of Property Taxes
--------------------------------------------------------------------------------

                                            1997      1998      1999  Stabilized
--------------------------------------------------------------------------------
Forecast Property Taxes (+000)           $   246   $   251   $   260   $   269

--------------------------------------------------------------------------------

Insurance Expense

The insurance expense category consists of the cost of insuring the hotel and its contents against damage or destruction by fire, weather, sprinkler leakage, boiler explosion, plate glass breakage, and so forth. It does not include liability coverage, which is a component of administrative and general expense.

Insurance rates are based on many factors, including building design and construction, fire detection and extinguishing equipment, fire district, distance from the firehouse, and the area's fire experience. Insurance expenses do not vary with occupancy.

HVS International, Mineola, New York         Income Capitalization Approach  117
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     HVS
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International
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Based on historical levels, we project the subject property's insurance expense to be approximately $69,000 in 1997 (the first projection period). In subsequent years, this amount is assumed to increase in tandem with inflation. The following table outlines our projection of insurance expense.

================================================================================
Table 10-22  Forecast of Insurance Expense
--------------------------------------------------------------------------------

                                            1997      1998      1999  Stabilized
--------------------------------------------------------------------------------
Forecast Insurance Expense (+000)        $    69   $    72   $    74   $    77

--------------------------------------------------------------------------------

Reserve for Replacement

Furniture, fixtures, and equipment are essential to the operation of a lodging facility, and their quality often influences a property's class. This category includes all non-real estate items that are capitalized, rather than expensed. The furniture, fixtures, and equipment of a hotel are exposed to heavy use and must be replaced at regular intervals. The useful life of these items is determined by their quality, durability, and the amount of guest traffic and use.

Periodic replacement of furniture, fixtures, and equipment is essential to maintain the quality, image, and income-producing potential of a lodging facility. Because capitalized expenditures are not included in the operating statement but nevertheless affect an owner's cash flow, an appraisal should reflect these expenses in the form of an appropriate reserve for replacement.

Our industry experience indicates that a reserve for replacement of 3% to 5% of total revenue is generally sufficient to provide for the timely replacement of furniture, fixtures, and equipment. Because the reserve for replacement is based on a percentage of total revenue, it has no fixed component.

Based on an analysis of comparable lodging facilities, we believe that a reserve for replacement of 4% of total revenue is sufficient to provide for the periodic replacement of the subject property's furniture, fixtures, and equipment. This amount is consistent with the reserve account contributions currently made by the hotel. The following table summarizes the projected reserve for replacement.

================================================================================
Table 10-23  Forecast of Reserve for Replacement
--------------------------------------------------------------------------------

                                            1997      1998      1999  Stabilized
--------------------------------------------------------------------------------
Reserve for Replacement
 Expense (+000)                          $   262   $   288   $   287   $   301

--------------------------------------------------------------------------------

HVS International, Mineola, New York         Income Capitalization Approach  118
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     HVS
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International
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Summary of Projections

Based on the preceding analysis, we have formulated a forecast of income and expense. The table on the following page presents a detailed forecast through the stabilized year, including amounts per available room (PAR) and per occupied room (POR). For the purpose of comparison, this table also presents the subject property's most recent full year of operating history. The second table illustrates our ten-year forecast of income and expense in less detail. The forecasts pertain to calendar operating years beginning in 1997, and are expressed in inflated dollars for each year.

HVS International, Mineola, New York         Income Capitalization Approach  119
--------------------------------------------------------------------------------


================================================================================
Table 10-24  Detailed Forecast of Income and Expense through the Stabilized Year and Most Recent Operating History, Holiday Inn Select, Clark, New Jersey (+000)
--------------------------------------------------------------------------------

                                 Historical Operating Results
                               -------------------------------
Calendar Years:                  1996                              1997                                1998
Number of Rooms:                  191                               191                                 191
Occupancy:                      52.7%                             70.0%                               74.0%
Average Rate:                  $75.94                            $81.34                              $85.40
Days Open:                        212                               365                                 365
Occupied Rooms:                21,356   %Gross    PAR      POR   48,801   %Gross    PAR      POR     51,589   %Gross    PAR      POR
------------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                       $1,622     71.5%  $8,491  $75.94  $3,969     60.6% $20,780  $81.33    $4,406    61.2% $23,068  $85.41
   Food                           385     16.9    2,014   18.01   1,831     27.9    9,586   37.52     1,976    27.5   10,346   38.30
   Beverage                       160      7.0      835    7.47     458      7.0    2,398    9.39       494     6.9    2,586    9.58
   Telephone                       73      3.2      382    3.42     177      2.7      927    3.63       193     2.7    1,010    3.74
   Net Other Income                31      1.3      160    1.43     117      1.8      613    2.40       124     1.7      649    2.40
     Total Revenues             2,269     99.9   11,882  106.27   6,552    100.0   34,304  134.26     7,193   100.0   37,660  139.43
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                          368     22.7    1,926   17.22     936     23.6    4,901   19.18       991    22.5    5,188   19.21
   Food & Beverage                575    105.6    3,009   26.91   1,899     83.0    9,942   38.91     2,003    81.1   10,487   38.83
   Telephone                       40     55.5      212    1.90      99     55.9      518    2.03       105    54.4      550    2.04
     Total Dept. Expenses         983     43.3    5,147   46.03   2,934     44.8   15,361   60.12     3,099    43.1   16,225   60.07
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME             1,286     56.6    6,735   60.24   3,618     55.2   18,942   74.14     4,094    56.9   21,435   79.36
------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General       311     13.7    1,628   14.56     690     10.5    3,613   14.14       727    10.1    3,806   14.09
   Management Fee                  63      2.8      330    2.96     197      3.0    1,031    4.04       216     3.0    1,131    4.19
   Marketing                      193      8.5    1,010    9.04     362      5.5    1,895    7.42       381     5.3    1,995    7.39
   Franchise Fees                  52      2.3      270    2.42     198      3.0    1,037    4.06       220     3.1    1,152    4.26
   Property Oper. & Maint.        185      8.1      967    8.65     217      3.3    1,136    4.45       229     3.2    1,199    4.44
   Energy                         165      7.3      864    7.73     287      4.4    1,503    5.88       298     4.1    1,560    5.78
     Total Operating Expenses     969     42.7    5,071   45.35   1,951     29.7   10,215   39.98     2,071    28.8   10,843   40.14
------------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                      318     13.9    1,664   14.88   1,667     25.5    8,728   34.16     2,023    28.1   10,592   39.21
------------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                 176      7.8      921    8.24     246      3.8    1,288    5.04       251     3.5    1,314    4.87
   Insurance                       27      1.2      139    1.24      69      1.1      361    1.41        72     1.0      377    1.40
   Reserve for Replacement         84      3.7      441    3.94     262      4.0    1,372    5.37       288     4.0    1,508    5.58
      Total                       287     12.7    1,501   13.42     577      8.9    3,021   11.82       611     8.5    3,199   11.84
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                        $31      1.2      163   $1.46  $1,090     16.6   $5,707  $22.34    $1,412    19.6   $7,393  $27.37
====================================================================================================================================

Food/Rooms                      23.7%                             46.1%                               44.8%
Beverage/Food                   41.5%                             25.0%                               25.0%
Telephone/Rooms                  4.5%                              4.5%                                4.4%
Other Income/Rooms               1.9%                              2.9%                                2.8%
------------------------------------------------------------------------------------------------------------------------------------


Calendar Years:                  1999                         Stabilized
Number of Rooms:                  191                                191
Occupancy:                      71.0%                              72.0%
Average Rate:                  $88.39                             $91.48
Days Open:                        365                                365
Occupied Rooms:                49,498   %Gross    PAR       POR   50,195   %Gross    PAR      POR
---------------------------------------------------------------------------------------------------
REVENUE
   Rooms                       $4,375     61.0%  $22,906  $88.39  $4,592     61.1%  $24,042  $91.48
   Food                         1,983     27.6    10,382   40.06   2,074     27.6    10,859   41.32
   Beverage                       496      6.9     2,597   10.02     519      6.9     2,717   10.34
   Telephone                      192      2.7     1,005    3.88     202      2.7     1,058    4.02
   Net Other Income               126      1.8       660    2.55     131      1.7       686    2.61
     Total Revenues             7,172    100.0    37,550  144.90   7,518    100.0    39,361  149.78
---------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                        1,009     23.1     5,283   20.38   1,050     22.9     5,497   20.92
   Food & Beverage              2,044     82.5    10,702   41.29   2,126     82.0    11,131   42.35
   Telephone                      107     55.7       560    2.16     111     55.0       581    2.21
     Total Dept. Expenses       3,160     44.1    16,545   63.84   3,287     43.7    17,209   65.48
---------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME             4,012     55.9    21,005   81.05   4,231     56.3    22,152   84.29
---------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General       744     10.4     3,895   15.03     773     10.3     4,047   15.40
   Management Fee                 215      3.0     1,126    4.34     226      3.0     1,183    4.50
   Marketing                      390      5.4     2,042    7.88     405      5.4     2,120    8.07
   Franchise Fees                 219      3.1     1,147    4.42     230      3.1     1,204    4.58
   Property Oper. & Maint.        234      3.3     1,225    4.73     243      3.2     1,272    4.84
   Energy                         308      4.3     1,613    6.22     319      4.2     1,670    6.36
     Total Operating Expenses   2,110     29.5    11,047   42.63   2,196     29.2    11,497   43.75
---------------------------------------------------------------------------------------------------
HOUSE PROFIT                    1,902     26.4     9,958   38.43   2,035     27.1    10,654   40.54
---------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                 260      3.6     1,361    5.25     269      3.6     1,408    5.36
   Insurance                       74      1.0       387    1.50      77      1.0       403    1.53
   Reserve for Replacement        287      4.0     1,503    5.80     301      4.0     1,576    6.00
      Total                       621      8.6     3,251   12.55     647      8.6     3,387   12.89
---------------------------------------------------------------------------------------------------
NET INCOME                     $1,281     17.8    $6,707  $25.88  $1,388     18.5    $7,267  $27.65
===================================================================================================

Food/Rooms                      45.3%                              45.2%
Beverage/Food                   25.0%                              25.0%
Telephone/Rooms                  4.4%                               4.4%
Other Income/Rooms               2.9%                               2.9%
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

HVS International, Mineola, New York         Income Capitalization Approach  120
--------------------------------------------------------------------------------


================================================================================
Table  10-25  Ten-Year Forecast of Income and Expense, Holiday Inn Select,
              Clark, New Jersey (+000)
--------------------------------------------------------------------------------

Calendar Years Ending:         1997                1998                1999               2000               2001
                             ---------------     ---------------     ---------------    ---------------    ---------------
Number of Rooms:                191                 191                 191                191                191
Occupied Rooms:              48,801              51,589              49,498             50,195             50,195
Occupancy:                    70.0%    % of       74.0%    % of       71.0%    % of      72.0%    % of      72.0%    % of
Average Rate:                $81.34    Gross     $85.40    Gross     $88.39    Gross    $91.48    Gross    $94.69    Gross
---------------------------  ---------------     ---------------    ----------------   ----------------    ---------------
REVENUE
   Rooms                     $3,969    60.6%     $4,406    61.2%    $4,375     61.0%   $4,592     61.1%    $4,753     61.1%
   Food                       1,831    27.9       1,976    27.5      1,983     27.6     2,074     27.6      2,146     27.6
   Beverage                     458     7.0         494     6.9        496      6.9       519      6.9        537      6.9
   Telephone                    177     2.7         193     2.7        192      2.7       202      2.7        209      2.7
   Net Other Income             117     1.8         124     1.7        126      1.8       131      1.7        136      1.7
      Total                   6,552   100.0       7,193   100.0      7,172    100.0     7,518    100.0      7,781    100.0
---------------------------  ---------------     ---------------    ----------------   ----------------    ---------------
DEPARTMENTAL EXPENSES
   Rooms                        936    23.6         991    22.5      1,009     23.1     1,050     22.9      1,087     22.9
   Food & Beverage            1,899    83.0       2,003    81.1      2,044     82.5     2,126     82.0      2,200     82.0
   Telephone                     99    55.9         105    54.4        107     55.7       111     55.0        115     55.0
      Total                   2,934    44.8       3,099    43.1      3,160     44.1     3,287     43.7      3,402     43.7
---------------------------  ---------------     ---------------    ----------------   ----------------    ---------------
DEPARTMENTAL INCOME           3,618    55.2       4,094    56.9      4,012     55.9     4,231     56.3      4,379     56.3
---------------------------  ---------------     ---------------    ----------------   ----------------    ---------------
OPERATING EXPENSES
   Administrative & General     690    10.5         727    10.1        744     10.4       773     10.3        800     10.3
   Management Fee               197     3.0         216     3.0        215      3.0       226      3.0        233      3.0
   Marketing                    362     5.5         381     5.3        390      5.4       405      5.4        419      5.4
   Franchise Fees               198     3.0         220     3.1        219      3.1       230      3.1        238      3.1
   Property Oper. & Maint       217     3.3         229     3.2        234      3.3       243      3.2        252      3.2
   Energy                       287     4.4         298     4.1        308      4.3       319      4.2        330      4.2
      Total                   1,951    29.7       2,071    28.8      2,110     29.5     2,196     29.2      2,272     29.2
---------------------------  ---------------     ---------------    ----------------   ----------------    ---------------
HOUSE PROFIT                  1,667    25.5       2,023    28.1      1,902     26.4     2,035     27.1      2,107     27.1
---------------------------  ---------------     ---------------    ----------------   ----------------    ---------------
FIXED EXPENSES
   Property Taxes               246     3.8         251     3.5        260      3.6       269      3.6        279      3.6
   Insurance                     69     1.1          72     1.0         74      1.0        77      1.0         79      1.0
   Reserve for Replacement      262     4.0         288     4.0        287      4.0       301      4.0        311      4.0
      Total                     577     8.9         611     8.5        621      8.6       647      8.6        669      8.6
---------------------------  ---------------     ---------------    ----------------   ----------------    ---------------
NET INCOME                   $1,090    16.6%     $1,412    19.6%    $1,281     17.8%   $1,388     18.5%    $1,438     18.5%
===========================  ===============     ===============    ================   ================    ===============


Calendar Years Ending:         2002                2003               2004               2005               2006
                             ---------------    ----------------   ----------------   ----------------   ----------------
Number of Rooms:                191                 191                191                191                191
Occupied Rooms:              50,195              50,195             50,195             50,195             50,195
Occupancy:                    72.0%    % of       72.0%     % of     72.0%    % of      72.0%    % of      72.0%    % of
Average Rate:                $98.00    Gross    $101.43    Gross   $104.98    Gross   $108.65    Gross   $112.46    Gross
---------------------------  ---------------    ----------------   ----------------   ----------------   ----------------
REVENUE
   Rooms                     $4,919     61.0%    $5,091     61.1%   $5,269     61.0%   $5,454     61.1%   $5,645     61.1%
   Food                       2,221     27.6      2,299     27.6     2,380     27.6     2,463     27.6     2,549     27.6
   Beverage                     555      6.9        575      6.9       595      6.9       616      6.9       637      6.9
   Telephone                    216      2.7        224      2.7       231      2.7       239      2.7       248      2.7
   Net Other Income             141      1.8        145      1.7       151      1.8       156      1.7       161      1.7
      Total                   8,052    100.0      8,334    100.0     8,626    100.0     8,928    100.0     9,240    100.0
---------------------------  ---------------    ----------------   ----------------   ----------------   ----------------
DEPARTMENTAL EXPENSES
   Rooms                      1,125     22.9      1,164     22.9     1,205     22.9     1,247     22.9     1,291     22.9
   Food & Beverage            2,277     82.0      2,357     82.0     2,439     82.0     2,525     82.0     2,613     82.0
   Telephone                    119     55.1        123     54.9       127     55.0       132     55.2       136     54.8
      Total                   3,521     43.7      3,644     43.7     3,771     43.7     3,904     43.7     4,040     43.7
---------------------------  ---------------    ----------------   ----------------   ----------------   ----------------
DEPARTMENTAL INCOME           4,531     56.3      4,690     56.3     4,855     56.3     5,024     56.3     5,200     56.3
---------------------------  ---------------    ----------------   ----------------   ----------------   ----------------
OPERATING EXPENSES
   Administrative & General     828     10.3        857     10.3       887     10.3       918     10.3       951     10.3
   Management Fee               242      3.0        250      3.0       259      3.0       268      3.0       277      3.0
   Marketing                    434      5.4        449      5.4       465      5.4       481      5.4       498      5.4
   Franchise Fees               246      3.1        255      3.1       263      3.0       273      3.1       282      3.1
   Property Oper. & Maint       261      3.2        270      3.2       279      3.2       289      3.2       299      3.2
   Energy                       341      4.2        353      4.2       366      4.2       379      4.2       392      4.2
      Total                   2,352     29.2      2,434     29.2     2,519     29.1     2,608     29.2     2,699     29.2
---------------------------  ---------------    ----------------   ----------------   ----------------   ----------------
HOUSE PROFIT                  2,179     27.1      2,256     27.1     2,336     27.2     2,416     27.1     2,501     27.1
---------------------------  ---------------    ----------------   ----------------   ----------------   ----------------
FIXED EXPENSES
   Property Taxes               288      3.6        298      3.6       309      3.6       320      3.6       331      3.6
   Insurance                     82      1.0         85      1.0        88      1.0        91      1.0        94      1.0
   Reserve for Replacement      322      4.0        333      4.0       345      4.0       357      4.0       370      4.0
      Total                     692      8.6        716      8.6       742      8.6       768      8.6       795      8.6
---------------------------  ---------------    ----------------   ----------------   ----------------   ----------------
NET INCOME                   $1,487     18.5%    $1,540     18.5%   $1,594     18.6%   $1,648     18.5%   $1,706     18.5%
===========================  ===============    ================   ================   ================   ================

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The conversion of a property's projected net income into an estimate of value is based on the premise that investors typically purchase real estate with a small amount of equity cash (25% to 40%) and a large amount of mortgage financing (60% to 75%). The amounts and terms of available mortgage financing and the rates of return that are required to attract sufficient equity capital form the basis for allocating the net income between the mortgage and equity components and deriving a value estimate.

Mortgage Component

Data for the mortgage component may be developed from statistics of actual hotel mortgages made by long-term lenders. The American Council of Life Insurance, which represents 20 large life insurance companies, publishes quarterly information pertaining to the hotel mortgages issued by its member companies. The following table summarizes the average mortgage interest rates of the hotel loans made by these lenders. In addition, the A corporate bond yield (as reported by Moody's Bond Record) is shown for the purpose of comparison.

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Table 10-26  Average Mortgage Interest Rates and Average A Corporate Bond Yields
--------------------------------------------------------------------------------

                                                            Average A
                                        Average             Corporate
             Period                  Interest Rate         Bond Yield
      ----------------------------------------------------------------------
        1st Quarter 1996                 7.79%                7.37%
        4th Quarter 1995                 8.44                 7.28
        3rd Quarter 1995                 8.61                 7.67
        2nd Quarter 1995                 9.25                 7.87
        1st Quarter 1995                 9.14                 8.50
        3rd Quarter 1994                 9.64                 8.48
        2nd Quarter 1994                 9.38                 8.28
        4th Quarter 1993                 9.38                 7.80
        3rd Quarter 1993                 8.41                 7.28
        2nd Quarter 1993                10.53                 9.65
        4th Quarter 1992                 9.43                 8.48
        3rd Quarter 1992                 9.99                 8.38
        2nd Quarter 1992                 9.47                 8.79
        1st Quarter 1992                10.02                 8.81
        4th Quarter 1991                10.49                 8.97
        3rd Quarter 1991                10.03                 9.29
        2nd Quarter 1991                10.75                 9.45
        3rd Quarter 1990                10.47                 9.89
        2nd Quarter 1990                10.58                 9.83
        4th Quarter 1989                 9.96                 9.42
        3rd Quarter 1989                 9.55                 9.46
        2nd Quarter 1989                10.54                 9.93
        1st Quarter 1989                10.39                10.16
        4th Quarter 1988                10.07                10.03
        3rd Quarter 1988                10.66                10.51
        2nd Quarter 1988                10.09                10.33
        4th Quarter 1987                10.41                10.45
        3rd Quarter 1987                10.00                 9.95
        2nd Quarter 1987                 9.81                 9.46
        1st Quarter 1987                 9.43                 9.19
        4th Quarter 1986                 9.44                 9.55
        3rd Quarter 1986                 9.56                 9.71
        2nd Quarter 1986                 9.80                 9.91
        1st Quarter 1986                10.99                10.62

        Sources: American Council of Life Insurance; Moody's Bond Record

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Because of the six- to nine-month lag time in reporting and publishing hotel mortgage statistics, it is necessary to update this information to reflect current lending practices. Research by HVS International indicates that there is a close mathematical relationship between the average interest rate of a hotel mortgage and the concurrent yield on an average A corporate bond. Through a regression analysis, this relationship is expressed as follows.

                            Y = 2.76078 + 0.782280 X

      Where:   Y  =   Estimated Hotel/Motel Mortgage Interest Rate
               X  =   Current Average A  Corporate Bond Yield
                      (Coefficient of correlation is 96.4%)

The yield on A corporate bonds for the third quarter of 1996 as reported by Moody's Bond Record, was 7.91%. Using a factor of 7.91% in the equation presented above produces an estimated hotel/motel interest rate of 8.95%.

In addition to the mortgage interest rate estimate derived from this regression analysis, HVS International constantly monitors the terms of hotel mortgage loans made by our institutional lending clients. In the past year, we have noted an increase in the availability of debt financing, and many lenders have returned to the market. The current level of lending activity represents a significant increase from the restricted environment of the early 1990s. Nonetheless, the market for hotel mortgage loans remains somewhat tight, particularly when compared to the conditions that prevailed in the mid-to late 1980s. In the current lending climate, strong hotel projects that are structured on an economic basis can secure mortgage financing at interest rates ranging from 8% to 11%, depending on the property, location, affiliation, and operator.

In the 1980s, when hotel mortgages were widely available, loan-to-value ratios typically ranged from 75% to 80%. Amortization schedules were generally based on 30 years, although the term of the loan was more likely to be seven to ten years. The few loans that were underwritten in the early 1990s were based on far more stringent parameters: loan-to-value ratios declined to a range of 50% to 65%, and amortization periods of 20 to 25 years were most common.

With the recent reemergence of hotel financing, loan-to-value requirements and amortization schedules have loosened somewhat. At present, we find that lenders who are active in the market are using loan-to-value ratios of

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65% to 75%, and amortization periods of 25 to 30 years. The exact terms offered depend on specific factors such as the property's location, the age and quality of the physical facility, local hostelry market conditions, and (perhaps more significantly) the profile of the borrower. The strongest projects typically command the highest loan-to-value ratios.

Based on the preceding analysis of the current lodging industry mortgage market and adjustments for specific factors such as the property's location and conditions in the local hotel market, it is our opinion that a 9.5% interest, 20-year amortization mortgage with a 0.111856 constant is appropriate for the subject property. We believe that a mortgage lender will lend up to 70% of the hotel's market value as determined by this appraisal.

Equity Component

The remaining capital required for a hotel investment generally comes from the equity investor. The rate of return that an equity investor expects over a ten-year holding period is known as the equity yield. Unlike the equity dividend, which is a short-term rate of return, the equity yield specifically considers a long-term holding period (generally ten years), annual inflation-adjusted cash flows, property appreciation, mortgage amortization, and proceeds from a sale at the end of the holding period.

It is difficult to quantify the rate of return required by equity investors who are seeking to purchase hotel properties. To establish an appropriate equity yield rate, HVS International uses two sources of data: past appraisals and investor interviews.

Past Appraisals - During the past 12 months, HVS International has appraised more than 400 hotels, including properties located in most major national markets. Each appraisal used a similar mortgage-equity approach in which income is projected and then discounted to a current value at rates reflecting the cost of debt and equity capital. In the case of hotels that were sold subsequent to our valuations, we are able to determine an appropriate equity yield rate by excluding incentive management fees from the projection of income and expense, inserting the projection into a valuation model, and adjusting the appraised value to reflect the actual sales price by modifying the return assumptions. The following table shows a representative sample of hotels that were sold shortly after we appraised them, along with the imputed equity return based on our valuation approach.

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Table 10-27  Sample of Hotels Sold
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                                                            No. of    Date of                      Overall  Total Property
Hotel                            City and State              Rooms      Sale        Sales Price      Rate        Yield
--------------------------------------------------------------------------------------------------------------------------
Ritz-Carlton                     Phoenix, AZ                  281       2/94       $ 23,000,000      11.0%       14.6%
Marriott Marina                  Fort Lauderdale, FL          580       2/94         40,000,000      12.2        16.4
Holiday Inn                      Edison, NJ                   274       3/94         11,803,000       7.8        17.0
Crescent Hotel                   Phoenix, AZ                  342       3/94         26,000,000       6.5         7.2
Checkers Hotel Kempinski         Los Angeles, CA              173       4/94         12,750,000       3.0        18.3
Best Western Fireside Inn        Cambria, CA                   46       4/94          3,377,000      11.7        15.8
Phoenician Resort                Phoenix, AZ                  580       4/94        224,000,000       6.6         9.3
Newark-Fremont Hilton            Newark, CA                   300       5/94          8,950,000       8.8        14.9
Radisson Inn                     Orlando, FL                  299       5/94         11,150,000      12.9        18.0
Westin Kauai                     Lihue, Kauai, HI             840       6/94         97,400,000      (1.9)        8.1
Residence Inn                    Binghamton, NY                72       6/94          6,325,000      10.8        13.9
Hotel Millenium                  New York, NY                 561       6/94         75,000,000       9.5        14.1
Best Western Otay Valley         Chula Vista, CA              120       7/94          2,350,000      13.2        21.1
Hampton Inn                      Islandia, NY                 121       7/94          6,572,000      12.6        16.6
Hampton Inn                      Willow Grove, PA             150       7/94         10,220,000      11.0        14.3
Hampton Inn                      West Palm Beach, FL          136       7/94          4,220,000      10.8        10.8
Hampton Inn                      Naples, FL                   107       7/94          5,700,000      11.4        11.5
Hampton Inn                      Albany, NY                   126       7/94          9,204,000       9.3        11.5
Marriott Hotel                   South Bend, IN               299       7/94         11,500,000      10.5        13.2
Marriott SFO                     Burlingame, CA               684       8/94         61,700,000      10.2        13.2
Westfields Conference Center     Chantilly, VA                340       8/94         46,000,000      12.3        15.9
Radisson Mark Resort             Vail, CO                     349       9/94         25,200,000       8.9        15.8
Marriott East Side               New York, NY                 664      10/94         55,000,000       8.5         9.7
Marriott Resort                  Vail, CO                     349      10/94         25,200,000      14.2        18.9
Marriott Quorum                  Addison, TX                  547      10/94         29,815,000      13.5        18.2
Sheraton Hotel                   Hasbrouck Heights, NJ        338      11/94         10,450,000      18.3        21.1
Sheraton Inn                     Napa, CA                     191      12/94          9,968,000       8.9        13.7
Marriott Fisherman's Wharf       San Francisco, CA            255      12/94         27,755,000      10.8        13.4
Marriott Hotel                   Portland, OR                 503      12/94         45,000,000      12.9        17.4
Radisson Inn                     Springfield, MO              199      12/94          5,800,000       8.2        10.1
Williamsburg Hilton              Williamsburg, VA             291      12/94         15,000,000      15.4        19.0
Marriott Tech Center             Denver, CO                   625      12/94         36,000,000      13.7        16.4
Holiday Inn Sunspree             Singer Island, FL            222      12/94         11,900,000       8.6        10.6
The Plaza                        New York, NY                 805       6/95        325,000,000       7.0        11.0
Fullerton Suites                 Fullerton, CA                 96       5/95          5,000,000      12.9        18.7
Residence Inn                    Baton Rouge, LA               80       6/95          6,518,000      12.7        14.8
Residence Inn                    Overland Park, KS            112       6/95          8,500,000       8.9        14.7
Residence Inn                    Des Moines, IA               112       6/95          7,660,000       9.8        14.1
Residence Inn                    Hunt Valley, MD               96       6/95          6,580,000      12.3        13.6
Residence Inn                    Kansas City, MO              112       6/95          6,560,000      10.4        13.2
Residence Inn                    Lincoln, NE                  120       6/95          7,100,000      10.0        13.7
Embassy Suites                   Schaurmburg, IL              209      12/95         17,800,000      10.0        13.5
Marriott Hotel                   Andover, MA                  293      12/95         24,000,000       9.7        13.5
Doubletree Suites                Valley Forge, PA             229      12/95         28,500,000      10.7        14.2
Marriott Hotel                   Tysons Corner, VA            390      12/95         41,100,000      10.7        13.1
Marriott Hotel                   Warner Center, CA            461      12/95         57,900,000       6.2        11.6
Hilton at the Club               Pleasanton, CA               294      12/95         22,000,000      10.5        13.4

                            Source: HVS International

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Investor Interviews - HVS International is in constant contact with numerous institutional and individual hotel investors. This source of equity funds has definite return requirements that can be expressed as an equity yield rate based on a ten-year projection of net income before incentive management fees but after debt service. Based on our surveys and investor interviews, the following table illustrates the range of equity yields generally required by individual and institutional investors.

================================================================================
Table 10-28  Equity Yield Requirements
--------------------------------------------------------------------------------
             Source                               Equity Yield Requirement
             ------                               ------------------------
             Individual                                   20% - 24%
             Institution                                  18% - 22%
--------------------------------------------------------------------------------

Based on the assumed 70% loan-to-value ratio, the risk inherent in achieving the projected income stream, and the age, condition, and anticipated market position of the subject property, it is our opinion that an equity investor is likely to require an equity yield rate of 22% before payment of incentive management fees. This estimate is well supported by the equity yield requirements presented previously.

Terminal Capitalization Rate

Inherent in this valuation process is the assumption of a sale at the end of the ten-year holding period. The estimated reversionary sales price as of that date is calculated by capitalizing the projected 11th-year net income by an overall terminal capitalization rate. A percentage for the seller's brokerage and legal fees is deducted from this sales price, and the net proceeds to the equity interest (also known as the equity residual) are calculated by deducting the outstanding mortgage balance from the reversion.

To estimate a property's reversionary value, the appraiser must select a terminal capitalization rate and an allocation for brokerage and legal fees. The terminal capitalization rate is an overall rate that is applied to one stabilized year, and thus it inherently incorporates the cost of debt and equity capital. The terminal capitalization rate can be derived through a mortgage and equity band of investment technique which calculates the weighted average cost of the capital used in a hotel investment. Combining the mortgage financing terms derived previously (namely, a 70% loan-to-value ratio and a 0.111856 debt service constant) with a cash-on-cash equity dividend rate of 12% produces the following overall capitalization rate.

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                           Percent of       Rate of       Weighted
                             Value          Return         Average
                           ----------       -------       --------
         Mortgage             70       x    0.11186    =   7.82990
         Equity               30       x    0.12000    =   3.60000
                                                          --------
              Overall Capitalization Rate                 11.42990

Because this overall rate will be used to capitalize net income ten years from the date of value, an downward adjustment is appropriate to reflect the uncertainty inherent in this extended period. For the purpose of this valuation, we will use a terminal capitalization rate of 11%.

As a point of reference, the terminal capitalization rate can be compared to the going-in rate implied by the subject property's estimated value. The going-in rate reflects the capitalization rate that would be applicable if the hotel were operating at a stabilized level as of the date of value. This rate is calculated by dividing the stabilized net income (expressed in current dollars as of the date of value) by the value indicated by the income capitalization approach. Generally, the terminal capitalization rate is approximately 100 to 200 basis points above the going-in rate.

Summary of Valuation Variables

The following table summarizes the valuation variables that have been used to estimate the subject property's value via the income capitalization approach.

================================================================================
Table 10-29  Summary of Valuation Variables
--------------------------------------------------------------------------------

Annual Net Income                            NI            See Ten-Year Forecast
Loan-to-Value Ratio                          M                    70.0%
Interest Rate                                i                     9.5%
Debt Service Constant                        f                 0.111856
Equity Yield                                 Ye                   22.0%
Brokerage and Legal Fees                     b                     3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years           fp                0.155277
Terminal Capitalization Rate                 Rr                   11.0%

--------------------------------------------------------------------------------

Valuation of the Mortgage and Equity Components

The valuation of the mortgage and equity components is accomplished through use of an algebraic equation that calculates the exact amount of debt and equity that the hotel will be able to support based on the anticipated cash flow (derived from the forecast of income and expense) and the specific return requirements demanded by the mortgage lender (interest)

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and the equity investor (equity yield). The equation and the calculations associated with this simultaneous valuation formula are set forth in the Addenda to this report.

Using the variables summarized above, we estimate the value of the subject property via the income capitalization approach at $11,100,000.

Proof of Value

The value is proven by calculating the yields to the mortgage and equity components during the projection period. If the mortgagee achieves a 9.5% yield and the equity yield is 22%, then $11,100,000 is the correct value by the income capitalization approach. Using the assumed financial structure set forth in the previous calculations, market value can be allocated between the debt and equity as follows.

         Mortgage Component (70%)                      $ 7,769,000
         Equity Component (30%)                          3,330,000
                                                       -----------
            Total                                      $11,099,000


The annual debt service is calculated by multiplying the mortgage component by the mortgage constant.

         Mortgage Component                            $ 7,769,000
         Mortgage Constant                                0.111856
                                                       -----------
            Annual Debt Service                        $   869,007


The cash flow to equity is calculated by deducting the debt service from the projected net income before debt service.

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Table 10-30  Forecast of Net Income to Equity
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                      Net Income
                    Available for        Total Annual        Net Income
       Year          Debt Service        Debt Service         to Equity
--------------------------------------------------------------------------------
       1997           $1,090,000   -      $ 869,000    =     $ 221,000
       1998            1,412,000   -        869,000    =       543,000
       1999            1,281,000   -        869,000    =       412,000
       2000            1,388,000   -        869,000    =       519,000
       2001            1,438,000   -        869,000    =       569,000
       2002            1,487,000   -        869,000    =       618,000
       2003            1,540,000   -        869,000    =       671,000
       2004            1,594,000   -        869,000    =       725,000
       2005            1,648,000   -        869,000    =       779,000
       2006            1,706,000   -        869,000    =       837,000

--------------------------------------------------------------------------------

The equity residual at the end of the tenth year is calculated as follows.

         Reversionary Value  ($1,766,000 / 0.110 )       $16,055,000
         Less:
            Brokerage and Legal Fees                         482,000
            Mortgage Balance                               5,597,000
                                                         -----------
                   Net Sale Proceeds to Equity           $ 9,976,000

The overall property yield (before debt service), the yield to the lender, and the yield to the equity position have been calculated by computer with the following results.

================================================================================
Table 10-31  Overall Property Yields
--------------------------------------------------------------------------------

                                                      Projected Yield
                                                 (Internal Rate of Return)
Position                         Value          Over 10-Year Holding Period
--------------------------------------------------------------------------------
Total Property               $11,099,000                    14.6%
Mortgage                       7,769,000                     9.4
Equity                         3,330,000                    22.0

Note: Whereas the mortgage constant and value are calculated on the basis of monthly mortgage payments, the mortgage yield in this proof assumes single annual payments. As a result, the proof's derived yield may be slightly less than that actually input.

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The following tables demonstrate that the property receives its anticipated yields, proving that the $11,100,000 value is correct based on the assumptions used in this approach.

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Table 10-32  Total Property Yield
--------------------------------------------------------------------------------

              Net Income before   Present Worth of $1           Discounted
      Year      Debt Service        Factor @ 14.6%              Cash Flow
--------------------------------------------------------------------------------

      1997      $ 1,090,000    x        0.872579        =      $   951,000
      1998        1,412,000    x        0.761395        =        1,075,000
      1999        1,281,000    x        0.664377        =          851,000
      2000        1,388,000    x        0.579722        =          805,000
      2001        1,438,000    x        0.505853        =          727,000
      2002        1,487,000    x        0.441397        =          656,000
      2003        1,540,000    x        0.385154        =          593,000
      2004        1,594,000    x        0.336077        =          536,000
      2005        1,648,000    x        0.293254        =          483,000
      2006       17,279,000 *  x        0.255887        =        4,421,000
                                                               -----------
                                Total Property Value           $11,098,000

   * 10th year net income of $1,706,000 plus sales proceeds of $15,573,000

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================================================================================
Table 10-33  Mortgage Component Yield
--------------------------------------------------------------------------------

                Total Annual      Present Worth of $1           Discounted
      Year      Debt Service        Factor @ 9.4%               Cash Flow
--------------------------------------------------------------------------------
      1997      $  869,000       x      0.914267       =       $  794,000
      1998         869,000       x      0.835885       =          726,000
      1999         869,000       x      0.764223       =          664,000
      2000         869,000       x      0.698704       =          607,000
      2001         869,000       x      0.638802       =          555,000
      2002         869,000       x      0.584036       =          508,000
      2003         869,000       x      0.533965       =          464,000
      2004         869,000       x      0.488187       =          424,000
      2005         869,000       x      0.446334       =          388,000
      2006       6,466,000 *     x      0.408068       =        2,639,000
                                                               ----------
                            Value Of Mortgage Component        $7,769,000

 * 10th year debt service of $869,000
   plus outstanding mortgage balance of $5,597,000

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Table 10-34  Equity Component Yield
--------------------------------------------------------------------------------

                Net Income        Present Worth of $1           Discounted
      Year      to Equity           Factor @ 22.0%              Cash Flow
--------------------------------------------------------------------------------
      1997    $   221,000        x      0.819664       =       $  181,000
      1998        543,000        x      0.671849       =          365,000
      1999        412,000        x      0.550691       =          227,000
      2000        519,000        x      0.451381       =          234,000
      2001        569,000        x      0.369981       =          211,000
      2002        618,000        x      0.303260       =          187,000
      2003        671,000        x      0.248572       =          167,000
      2004        725,000        x      0.203745       =          148,000
      2005        779,000        x      0.167003       =          130,000
      2006     10,813,000 *      x      0.136886       =        1,480,000
                                                               ----------
                            Value of Equity Component          $3,330,000

* 10th year net income to equity of $837,000 plus sales proceeds of $9,976,000

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Valuation Method Two: Discounted Cash Flow

The total property yield derived from the previous valuation method was 14.6%. After reviewing the total property yields indicated by recent hotel sales, which ranged from 14% to 16%, it is our opinion that a 15% discount factor would be appropriate for the Holiday Inn Select. The following table illustrates the discounted cash flow analysis using a 15% discount factor.

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Table 10-35  Discounted Cash Flow Analysis
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                                      Discount
       Calendar           Net          Factor             Discounted
         Year           Income         @ 15.0%            Cash Flow
      --------------------------------------------------------------
         1997       $ 1,090,000        0.86957           $  947,826
         1998         1,412,000        0.75614            1,067,675
         1999         1,281,000        0.65752              842,278
         2000         1,388,000        0.57175              793,594
         2001         1,438,000        0.49718              714,940
         2002         1,487,000        0.43233              642,871
         2003         1,540,000        0.37594              578,943
         2004         1,594,000        0.32690              521,081
         2005         1,648,000        0.28426              468,464
         2006        17,278,909 *      0.24718            4,271,082

                                 Estimated Market Value: $10,848,755
                                                  (Say): $10,800,000

                Reversion Analysis
                ------------------
11th Year's Net Income                $ 1,766,000
Capitalization Rate                         11.0%

Total Sales Proceeds                  $16,054,545
Less: Broker & Legal @ 3.0%               481,636

* 10th year net income of $1,706,000 plus sales proceeds of $15,572,909

--------------------------------------------------------------------------------

Conclusion

Based on our extensive experience in the hotel industry and comprehensive support provided by literature published by the Appraisal Institute, it is our opinion that the valuation procedure embodied by Method One most closely reflects the investment rationale of typical hotel buyers. As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis and Valuations,(1) Method Two (which discounts the projected net income and reversion using an overall discount rate, or total property yield) "does not consider the impact of mortgage debt, leverage and the specific equity demands of typical hotel investors...This technique is simple but less reliable because the derivation of the discount rate has little support." In light of this consideration, we have relied on the $11,100,000 value conclusion indicated by Method One.


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236

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11.   Sales Comparison Approach

The sales comparison approach is based on the assumption that an informed purchaser will pay no more for a property than the cost to acquire an existing property with equal utility. This approach estimates market value by considering the sales prices indicated by recent transactions involving properties that are similar to the property being appraised. Dissimilarities are resolved with appropriate adjustments; these differences may pertain to the date of sale, the age of the property, location, construction, condition, layout, equipment, size, or external economic factors. The reliability of the sales comparison approach depends on three factors:

1.    the availability of timely, comparable sales data;

2. an understanding of the true terms of the sales and the motivation of the buyer and seller;

3. the degree of comparability, or the extent of the adjustments needed to reflect differences between the subject property and the comparable property.

In appraising lodging facilities, it is often difficult to find an adequate number of recent sales involving hotels that are truly comparable to the subject property. Consequently, it may be necessary to consider transactions involving properties in different market areas, and the required adjustments greatly diminish the reliability of the conclusions. Moreover, it is virtually impossible for an observer to determine the true motivations of the buyers and sellers involved in transactions. Hotel acquisition often represents a highly ego-driven process in which a number of external, non-market factors influence the purchase price. Unless the appraiser can quantify these influences, there is no way of knowing whether the purchase price paid actually reflects market value. A final consideration is the degree of similarity between the subject property and the comparable; in most cases, the differences are significant enough to require numerous subjective and unsubstantiated adjustments. Each adjustment represents a potential for error,

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and thus diminishes the reliability of this approach. As a result of these shortcomings, the use of the sales comparison approach in valuing hotels is primarily as a check against the value indicated by the income capitalization approach.

Hotel values declined in many areas of the country during the late 1980s and early 1990s, although a rebound began in 1994 and 1995. The downturn, which began in most markets in 1988, was largely attributable to lower operating incomes caused by an oversupply of new hotel rooms constructed during the mid-1980s. Overbuilding resulted in flat or declining average rates and occupancies, which caused revenues to fall. A number of other factors exacerbated the situation. The national recession caused a drop in demand in many markets during the early 1990s, and the Persian Gulf War created a virtual freeze on travel in the beginning of 1991, further limiting hotel demand. Operating costs continued to rise despite poor market conditions, resulting in a decline in the net operating income of hotels throughout the nation. Because operating costs have a large fixed component, many lodging facilities experienced precipitous drops in net income.

As bottom-line profits eroded, many hotels were unable to meet debt service, and hundreds of properties entered foreclosure or bankruptcy. Lenders and government agencies soon became hotel owners. Because most financial institutions were preoccupied with their distressed real estate, very little mortgage capital was available and the nation suffered from a well-publicized credit crunch. Most hotel transactions that occurred during the early 1990s were financed by the property owners, who, in most cases, were lenders.

In the early 1990s, the primary market participants were owner-operators with the expertise to turn around under-performing properties. Hotels were out of favor with passive investors as a result of the industry's poor operating performance and the uncertainty of future appreciation. The wide disparity in buyer and seller expectations also limited the number of transactions. Many sellers were unwilling to accept the fact that the market value of their hotel investments had declined below the cost of the project or the original investment. Moreover, many owners were faced with a significant tax burden upon sale, further reducing their willingness to settle for a price that was below the original acquisition cost.

As a result of these market forces, there was very little sales activity involving large, high-quality hotels. The primary difficulty was the lack of

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properties available for sale; owners who were not forced to sell opted to wait for prices to recover. The few hotels that did enter the market generally attracted 15 to 20 interested bidders, mostly consisting of owner-operators. As a result of the competition for these few assets, the prices of better-quality hotels began to escalate rapidly. In response, more sellers have been encouraged to place their products on the market.

An indicator of this market trend is the number of hotel sales that have occurred during the past few years. HVS International tracks major hotel transactions of more than $10,000,000 on an annual basis. In 1992, the number of major transactions was 67; a slightly lower level of 52 was registered in 1993. This total increased significantly (to 92) in 1994, and the 1995 total is estimated to have been 104.

In tandem with escalating prices, hotels are again being considered by traditional financing sources, which had virtually abandoned the hospitality industry by the early 1990s. Although many lenders are still approaching the market with a high degree of caution, it is now possible to obtain third-party financing for hotel transactions. The mortgage loans that are now being made are subject to fairly stringent requirements: loan-to-value ratios remain in the 65% to 75% range. The qualification of the borrower is also a crucial consideration for most lenders.

We believe that the upward trend in both pricing and sales activity will continue as financing becomes more available and additional buyers (particularly passive investors) enter the market. Consequently, it is important to consider the date of the transactions used in the sales comparison approach. When the comparable sales are not recent enough to provide an accurate picture of the current market, it may be necessary to make upward adjustments to the values indicated by the sales comparison and income capitalization approaches in recognition of the recent escalation.

Comparable Sales

Based on information provided by the Hospitality Market Data Exchange and compiled by the six offices of HVS International, the following transactions involved hotels that appear to have some degree of comparability to the subject property.

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                   Sale #1:
                   --------
                   Property:           Marriott Forestal Village
                   Location:           201 Village Boulevard
                                       Princeton, NJ
                   Date of Sale:       September, 1996
                   Sales Price:        $19,600,000
                   Grantor:            Gale and Wentworth
                   Grantee:            Starwood Lodging Trust
                   Year Opened:        1989
                   Number of Rooms:    294
                   Price per Room:     $66,667
                   Confirmed By:       Starwood Lodging Trust

                   Comments:           This property is located in Princeton's
                                       Forrestal Village, near the New Jersey
                                       Turnpike and Routes 1 and 295. The
                                       improvements include two restaurants, two lounges, a swimming pool, a health club, and meeting facilities. This sale represented an all-cash transaction.

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                   Sale #2:
                   --------
                   Property:           Radisson Somerset
                   Location:           200 Atrium Drive
                                       Somerset, NJ
                   Date of Sale:       January, 1996
                   Sales Price:        $18,000,000
                   Grantor:            SA Associates
                   Grantee:            Thayer Lodging
                   Year Opened:        1983
                   Number of Rooms:    361
                   Price per Room:     $49,861
                   Confirmed By:       John Hamilton, Doubletree

                   Comments:           This hotel was scheduled to be converted
                                       to a Doubletree. The property is adjacent to the Garden State Exhibition Center, which generates a significant portion of the hotel's demand. A $3 million renovation was planned to include the development of a conference center style facility on the second floor of the property. The management contract was terminated but all fees were paid for by the buyer. This sale represented an all-cash, fee simple transaction.

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                   Sale #3:
                   --------
                   Property:           Somerset Marriott
                   Location:           110 Davidson Avenue
                                       Somerset, NJ
                   Date of Sale:       August, 1995
                   Sales Price:        $25,000,000
                   Grantor:            Metric Realty Investors
                   Grantee:            Equistar
                   Year Opened:        1978
                   Number of Rooms:    435
                   Price per Room:     $57,471
                   Confirmed By:       Equistar

                   Comments:           The improvements include a swimming pool
                                       and 12,000 square feet of meeting space.
                                       Renovations of $3 million were
                                       anticipated at the time of the sale to
                                       upgrade guestrooms and public space. The property was switched from a Marriott corporate managed property to a franchise. However, there were no reported management contract termination fees associated with the sale. This sale represented an all-cash, fee simple transaction.

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                   Sale #4:
                   --------
                   Property:           Comfort Inn
                   Location:           7625 Imperial Way
                                       Fogelsville, PA
                   Date of Sale:       March 23, 1995
                   Sales Price:        $7,000,000
                   Grantor:            Solow Hotel Corporation
                   Grantee:            Innkeepers USA, L.P.
                   Year Opened:        1990
                   Number of Rooms:    127
                   Price per Room:     $55,118
                   Confirmed By:       Pratt, White, & Whitney - Real Estate
                                       Appraisers and Consultants

                   Comments:           In addition to guestrooms, improvements
                                       include a lounge and conference room.

                   Sale #5:
                   --------
                   Property:           Stouffer's Park Ridge Hotel
                   Location:           480 North Gulph Road
                                       King of Prussia, PA
                   Date of Sale:       August 10, 1995
                   Sales Price:        $16,500,000
                   Grantor:            Citicorp
                   Grantee:            HEI Hotels
                   Year Opened:        1973
                   Number of Rooms:    265
                   Price per Room:     $62,264
                   Confirmed By:       HEI

                   Comments:           This property underwent a $4 million
                                       renovation prior to the sale. Because of the renovation, management changes, and operating concept changes, the historical operating data is not considered germane.

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In addition to considering the above recent transactions, we have also reviewed the sale of the subject property, which occurred in 1995. The details of this transaction are summarized as follows:

                   Subject Property:
                   -----------------
                   Property:           Ramada Hotel (now the Holiday Inn Select)
                   Location:           36 Valley Road
                                       Clark, NJ
                   Date of Sale:       August 24, 1995
                   Sales Price:        $3,750,000
                   Grantor:            RTC Mortgage Trust
                   Grantee:            Clark New Jersey Hotel Limited
                                       Partnership - an entity controlled by
                                       Ashford Financial Corporation
                   Year Opened:        1973
                   Number of Rooms:    191
                   Price per Room:     +/-$18,848
                   Confirmed By:       Ashford Financial Corporation

In analyzing the sale of the subject property, it is important to consider the terms and conditions pertaining to the transaction. The seller had acquired this hotel through foreclosure and, in keeping with the brief of the RTC, was strongly motivated to dispose of the property quickly. Ashford purchased the property for all cash, using only equity funds. Based on our understanding of the terms of this transaction, we believe this transaction represents a distressed sale and was reflective of market value.

The relevance of the previous transaction involving the subject property is also undermined by the material change in market conditions which occurred between the date of this sale and the present date of value. Areawide occupancy and average rate have improved dramatically in the intervening months, and are forecast to continue this positive trend. As previously discussed, the market for hotel investments has also improved significantly, due to changes in lender and investor attitudes. Finally, the property itself has undergone a significant renovation, with a total of $3,200,000 spent on upgrading the facilities and amenities. For these reasons, we are of the opinion that the August, 1995 sale involving the subject property is not a reliable indicator of the current value of the hotel.

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Conclusion

Although the sales comparison approach may be useful in providing a value range and reflecting certain market characteristics, its applicability is limited by the numerous possible points of difference between the subject property and other hotels that have sold in recent years. These factors may include location, access, size, services and facilities offered, market conditions, chain affiliation, market orientation, management, rate structure, age, physical condition, date of sale, the highest and best use of the land, and the anticipated profitability of the operation. Circumstances surrounding a sale, such as financing terms, tax considerations, income guarantees, sales of partial interests, duress on the part of the buyer or seller, or a particular deal structure can also cause a disparity between the sales price and pure market value. Moreover, it is often difficult to determine the marketing periods that were necessary to consummate the transactions. It is extremely difficult to quantify the appropriate adjustment factors accurately because of their number and complexity, as well as the difficulty in obtaining specific, detailed information. Any attempt to manipulate the necessary adjustments is insupportable and purely speculative.

Because appraisers are expected to reflect the analytical processes and actions of typical buyers and sellers rather than to create a highly subjective valuation approach, the investment rationale of hotel owners is an essential consideration. As specialists in the valuation of hotels, we find that typical buyers purchase properties based on a thorough analysis of the anticipated economic benefits of property ownership, rather than on historical sales data.

In light of these factors, it is our opinion that the sales comparison approach is unsuitable for indicating a specific estimate of the subject property's market value; however, this approach may indicate a range of values that can be used to test the reasonableness of the value indicated by the income capitalization approach. Excluding the prior sale of the subject property, the sales prices range from approximately $49,900 to $66,700 per room, or $9,500,000
- $12,700,000 for the 191-unit subject property. The income capitalization approach indicates a value of $11,100,000, which falls within this range.

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12.   Cost Approach

The cost approach is founded on the principle of substitution, which implies that no prudent person will pay more for a property than the amount to acquire a site and construct a building of equal desirability and utility without undue delay. This approach estimates market value by first calculating the current cost of replacing the improvements. Appropriate deductions are made for depreciation resulting from physical deterioration, functional obsolescence, and external (economic) obsolescence, and the land value is added to the depreciated replacement cost to provide an estimate of market value. The cost approach employs the following steps.

1.    The current replacement or reproduction cost is estimated.

2. Land value is estimated using techniques such as allocation, extraction, or ground rent capitalization.

3. Accrued depreciation, which can be divided into physical deterioration, functional obsolescence, and external obsolescence, is estimated.

4. Total depreciation is deducted from the subject property's replacement cost, and the land value is added to arrive at an estimate of value via the cost approach.

When forming their purchase decisions regarding existing properties, market participants tend to consider the cost of developing a new hotel with optimal physical and functional utility. External conditions, such as the depressed market for real estate (and hotels in particular), can cause a property to be worth less than its replacement cost as new. The task of estimating the loss in value resulting from incurable functional and external obsolescence is highly subjective.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements age and begin to deteriorate, the loss in value resulting from physical obsolescence

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becomes increasingly difficult to quantify accurately. Loss in value attributable to functional obsolescence can be even more difficult to determine.

The subject property was constructed in 1973, and will be approximately 24 years old as of the date of this appraisal. After the recent renovation, the subject property has considerably improved its room and public space product. However, the property still suffers from considerable functional obsolescence, the majority of which exists in the meeting space (discussed earlier in this report). In summary, because the meeting space is held within the hotel tower on the second floor, the largest space can only accommodate limited-size groups. This restricts the hotel's ability to compete in this segment of the Saddle Brook-Woodbridge meeting and group market.

The depressed hotel market conditions that prevailed in the late 1980s and the early 1990s have also led to a degree of external obsolescence. In our opinion, it is impossible to identify and quantify the impact of these factors on the property's value with any accuracy, so we will only estimate the replacement cost of the subject property.

Replacement Cost

Replacement cost is the current construction cost of a building with the same utility as the subject property, but built with modern materials and according to current construction and design standards. For the purpose of estimating the replacement cost of the subject property, we have used a hotel development cost survey conducted by HVS International. This survey is published annually in a newsletter entitled The Hotel Valuation Journal, and appeared in the May, 1995, issue of Lodging Hospitality. The survey presents the range of per-room costs associated with various components of hotel development, including the improvements, the furniture, fixtures, and equipment, pre-opening expenses, and operating capital. Statistics are compiled for three broad categories of hotels: luxury, standard, and economy. The results of this survey are presented in the following table.

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Table 12-1  Hotel Development Cost Survey (Amounts per Room)
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                   Improvements     Furniture & Equipment    Pre-Opening     Operating Capital          Total         Percent Change
------------------------------------------------------------------------------------------------------------------------------------
1976
   Luxury       $32,000 - $55,000     $5,000 - $10,000     $1,000 - $2,000    $1,000 - $1,500     $39,000 - $68,500     ---  -  ---
   Standard      20,000 -  32,000      3,000 -   6,000        750 -  1,000       750 -  1,000      24,500 -  40,000     ---  -  ---
   Economy        8,000 -  15,000      2,000 -   4,000        500 -  1,000       500 -    750      11,000 -  20,750     ---  -  ---
1979
   Luxury        36,000 -  65,000      8,000 -  15,000      1,500 -  3,000     1,500 -  2,000      47,000 -  85,000     6.8  -  8.0
   Standard      25,000 -  36,000      5,000 -  10,000      1,000 -  2,000     1,000 -  1,500      32,000 -  49,500    10.2  -  7.9
   Economy       10,000 -  20,000      3,000 -   5,000        750 -  1,000       750 -  1,000      14,500 -  27,000    10.6  - 10.0
1981
   Luxury        45,000 -  80,000     10,000 -  20,000      2,000 -  3,500     2,000 -  2,500      59,000 - 106,000    12.8  - 12.4
   Standard      25,000 -  40,000      7,000 -  13,000      1,200 -  2,500     1,200 -  2,000      34,400 -  57,500     3.8  -  8.1
   Economy       13,000 -  25,000      4,000 -   7,000        700 -  1,200       900 -  1,200      18,600 -  34,400    14.1  - 13.7
1983
   Luxury        55,000 - 100,000     12,500 -  20,000      2,300 -  4,000     2,000 -  2,800      71,800 - 126,800    10.8  -  9.8
   Standard      35,000 -  50,000      9,000 -  15,000      1,400 -  3,000     1,300 -  2,200      46,700 -  70,200    17.9  - 11.0
   Economy       18,000 -  32,000      5,000 -   8,000        800 -  1,500       900 -  1,300      24,700 -  42,800    16.4  - 12.2
1985
   Luxury        60,000 - 115,000     13,400 -  30,000      3,000 -  5,000     2,100 -  3,100      78,500 - 153,100     4.7  - 10.4
   Standard      38,000 -  57,000      9,500 -  16,500      1,900 -  3,600     1,500 -  2,500      50,900 -  79,600     4.5  -  6.7
   Economy       20,000 -  36,000      5,000 -   8,800      1,000 -  1,700     1,000 -  1,500      27,000 -  48,000     4.7  -  6.1
1986
   Luxury        62,000 - 120,000     13,700 -  30,600      3,100 -  5,200     2,300 -  3,100      81,100 - 158,900     3.3  -  3.8
   Standard      39,000 -  60,000      9,700 -  16,800      2,000 -  3,800     1,500 -  2,600      52,200 -  83,200     2.6  -  4.5
   Economy       21,000 -  37,000      5,100 -   9,000      1,000 -  1,800     1,100 -  1,500      28,200 -  49,300     4.4  -  2.7
1987
   Luxury        63,000 - 122,000     13,800 -  30,900      3,300 -  5,500     2,300 -  3,200      82,400 - 161,600     1.6  -  1.7
   Standard      40,000 -  61,000      9,800 -  16,800      2,100 -  3,900     1,500 -  2,600      53,400 -  84,300     2.3  -  1.3
   Economy       21,000 -  39,000      5,200 -   9,100      1,100 -  1,800     1,100 -  1,500      28,400 -  51,400     0.7  -  4.3
1988
   Luxury        65,000 - 125,000     14,000 -  31,000      3,300 -  5,500     2,300 -  3,200      84,600 - 164,700     2.7  -  1.9
   Standard      41,000 -  63,000     10,000 -  17,100      2,100 -  3,900     1,500 -  2,600      54,600 -  86,600     2.2  -  2.7
   Economy       22,000 -  40,000      5,200 -   9,100      1,100 -  1,800     1,100 -  1,500      29,400 -  52,400     3.5  -  1.9
1989
   Luxury        66,000 - 126,000     15,000 -  32,000      3,300 -  5,500     2,300 -  3,200      86,600 - 166,700     2.4  -  1.2
   Standard      41,000 -  64,000     10,500 -  18,000      2,100 -  3,900     1,500 -  2,600      55,100 -  88,500     0.9  -  2.2
   Economy       22,000 -  40,000      5,500 -   9,700      1,100 -  1,800     1,100 -  1,500      29,700 -  53,000     1.0  -  1.1
1990
   Luxury        67,000 - 128,000     15,400 -  33,000      3,500 -  5,700     2,500 -  3,500      88,400 - 170,200     2.1  -  2.1
   Standard      42,000 -  65,000     10,800 -  18,500      2,200 -  4,000     1,600 -  2,800      56,600 -  90,300     2.7  -  2.0
   Economy       22,500 -  41,000      5,600 -  10,000      1,200 -  1,800     1,200 -  1,600      30,500 -  54,400     2.7  -  2.6
1991
   Luxury        65,000 - 122,000     14,500 -  31,500      3,700 -  5,900     2,600 -  3,600      85,800 - 163,000    (2.9) - (4.2)
   Standard      40,000 -  63,000     10,000 -  17,800      2,300 -  4,200     1,700 -  2,900      54,000 -  87,900    (4.6) - (2.7)
   Economy       21,000 -  39,000      5,000 -   9,500      1,300 -  2,000     1,300 -  1,700      28,600 -  52,200    (6.2) - (4.0)
1992
   Luxury        64,000 - 120,000     14,200 -  30,900      3,800 -  6,100     2,700 -  3,700      84,700 - 160,700    (1.3) - (1.4)
   Standard      39,000 -  62,000      9,800 -  17,400      2,300 -  4,400     1,800 -  3,000      52,900 -  86,800    (2.0) - (1.3)
   Economy       21,000 -  38,000      4,900 -   9,300      1,400 -  2,100     1,300 -  1,800      28,600 -  51,200     0.0  - (1.9)
1993
   Luxury        63,000 - 119,000     14,000 -  30,500      3,900 -  6,200     2,800 -  3,800      83,700 - 159,500    (1.2) - (0.7)
   Standard      39,000 -  61,000      9,700 -  17,200      2,300 -  4,500     1,800 -  3,000      52,800 -  85,700    (0.2) - (1.3)
   Economy       21,000 -  38,000      4,900 -   9,200      1,400 -  2,100     1,300 -  1,800      28,600 -  51,100     0.0  - (0.2)
1994
   Luxury        64,000 - 121,000     14,300 -  31,100      3,900 -  6,200     2,800 -  3,800      85,000 - 162,100     1.6  -  1.6
   Standard      40,000 -  63,000     10,000 -  17,600      2,400 -  4,600     1,800 -  3,000      54,200 -  88,200     2.7  -  2.9
   Economy       22,000 -  40,000      5,100 -   9,500      1,500 -  2,200     1,300 -  1,800      29,900 -  53,500     4.5  -  4.7
1995
   Luxury        65,000 - 124,000     14,800 -  32,300      4,100 -  6,400     2,900 -  4,000      86,800 - 166,700     2.1  -  2.8
   Standard      41,000 -  65,000     10,400 -  18,300      2,500 -  4,800     1,900 -  3,100      55,800 -  91,200     3.0  -  3.4
   Economy       23,000 -  42,000      5,400 -   9,900      1,600 -  2,300     1,300 -  1,800      31,300 -  56,000     4.7  -  4.7

                    Average Annual Compounded Percent Change:

1976 - 1995:  Luxury    4.3% - 4.8%        1986 - 1995:  Luxury    0.8% -  0.5%
              Standard  4.4% - 4.4%                      Standard  0.7% -  1.0%
              Economy   5.7% - 5.4%                      Economy   1.2% -  1.4%

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As illustrated by the previous table, hotel development costs rose significantly during the late 1970s and the early 1980s; however, the rate of increase slowed substantially in 1987. In 1991, hotel development costs declined for the first time since 1976. Further drops of as much as 2.0% were registered in 1992. Between 1986 and 1990, average annual compounded increases ranged from 1.7% to 2.5%. Costs rose slowly (at average annual compounded rates ranging from 0.5% to 1.4%) between 1986 and 1995, largely as a result of the declines in 1991, 1992, and 1993. In 1995, hotel development costs started to escalate more rapidly, reaching 4.7% in the economy segment. As more hotels are developed, we expect costs to continue to rise.

Because the replacement cost tends to set the upper limit of a particular hotel's value, this figure is relevant to our analysis. We estimate the replacement cost of the subject property as follows, based on the development cost survey discussed earlier.

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Table 12-2  Subject Property's Replacement Cost
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                                      Cost         No. of
   Hotel Cost                       per Room        Rooms          Total Cost
   --------------------------------------------------------------------------
   Building                         $50,000          191          $ 9,550,000
   FF&E                              15,000          191            2,865,000
   Pre-Opening                        3,500          191              668,500
   Operating Capital                  2,700          191              515,700
   --------------------------------------------------------------------------
   Total                            $71,200                       $13,599,200

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Ground Lease Approach to Land Valuation

Land value may be estimated either by the sales comparison approach, using comparable land sales, or by the ground lease approach, which is based on the economic value generated by an improvement that represents the property's highest and best use. Because it is unusual to find recent sales of comparable vacant land that is slated for imminent hotel development, we have used the ground lease approach to determine the subject property's land value.

Hotels are often constructed on leased land, and although lease terms differ somewhat, the basis for the rental calculation is frequently tied to a percentage of revenue. By applying a typical ground lease rental formula to the subject property's stabilized revenues, the appraiser can determine the hotel's economic rent, or what is also known as the income attributable to the

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land. Land value is then calculated by dividing the economic rent by an appropriate capitalization rate.

The self-adjusting aspect of this approach is key to its reliability. Because the rental formula is tied to a percentage of revenue that inherently reflects both the locational attributes of the site (occupancy and rate) and the allowable density of development, the resulting economic ground rent justly represents the greatest net return to the land over a given period. Because the Holiday Inn Select appears to represent the highest and best use of the property, the ground lease approach is an appropriate method of determining land value.

We have researched long-term hotel ground leases in search of rental formulas that are based on a percentage of rooms revenue or on a combination of rooms, food, and beverage revenue. This analysis indicates that economic ground rents for hotels similar to the subject property typically range from 2.7% to 7.8% of rooms revenue. Although this range is quite broad, most of the formulas yield rental percentages of between 4.0% and 5.0% of rooms revenue.

After considering these comparable ground leases and the locational attributes of the subject property, we believe the appropriate economic ground rental percentage is 4.5% of stabilized rooms revenue. The subject property's stabilized rooms revenue has been deflated to reflect 1997 dollars. The following calculation shows the derivation of the subject property's economic ground rent.

      Stabilized Rooms Revenue (1996 dollars)                  $ 4,141,721
      Rental Percentage                                              0.045
                                                               -----------
          Economic Ground Rent                                 $   186,377

Rent generated by a ground lease represents a fairly low-risk income flow. Because the tenant improvements typically amount to more than eight times the value of the land, the risk of default is low. When the ground lease terms are tied to rooms revenue, the landlord is also protected from the adverse effects of inflation. Based on these risk factors and the current cost of long-term capital, we estimate the appropriate ground rental overall capitalization rate at 10%. Applying this indicated capitalization rate to the subject property's economic ground rent yields the following estimate of land value.

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       Economic Ground Rent         $186,377      $1,863,774
     ------------------------  =  ------------  =
       Capitalization Rate            0.10

     Estimated Land Value (Say)                   $1,860,000

A new hotel's land value typically ranges from 10% to 20% of the overall value. The estimate of land value presented above is approximately 14% of the subject property's total value as indicated by the income capitalization approach.

Replacement Cost

Combining the replacement cost of the property with the land value yields the subject property's total replacement cost.

================================================================================
Table 12-3  Total Replacement Cost
--------------------------------------------------------------------------------

      Cost of the Improvements and FF&E                       $13,599,200
      Land Value                                                1,860,000
                                                              -----------
      Total Replacement Cost                                  $15,459,200

      Total Replacement Cost (Say)                            $15,500,000

--------------------------------------------------------------------------------

If a property's replacement cost is significantly higher than the values indicated by the income capitalization and sales comparison approaches, it may indicate that an upward adjustment of these values is appropriate. This would also reduce the probability of new hotel development, which is not likely to be feasible under those conditions. This creates an effective barrier to entry for new competition, thus reducing the risk associated with the subject property's income-generating potential. An upward adjustment of the value indicated by the income capitalization approach is also justified by this barrier to entry.

We find that knowledgeable hotel buyers generally base their purchase decisions on economic factors, such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, it is our opinion that the cost approach is inapplicable in estimating the market value of the Holiday Inn Select. However, we have estimated the subject property's replacement cost as new, which may set the upper limit of the hotel's value.

HVS International, Mineola, New York    Reconciliation of Value Indications  148
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13.   Reconciliation of Value Indications

The reconciliation, which is the last step in the appraisal process, involves summarizing and correlating the data and procedures employed throughout the analysis. The final conclusion of value is arrived at after reviewing the estimates indicated by the income capitalization, sales comparison, and cost approaches. The relative significance, applicability, and defensibility of each indicated value is considered, and the greatest weight is given to that approach deemed most appropriate for the property being appraised.

The purpose of this report is to estimate the market value of the fee simple interest in the subject property. Our appraisal involves a careful analysis of the property itself and the economic, demographic, political, physical, and environmental factors that influence real estate values. Based on the data set forth in this report, the following value indications were developed.

        Approach                                       Value Indication
        --------                                       ----------------
        Income Capitalization                             $11,100,000
        Sales Comparison                           $9,500,000 - $12,700,000
        Cost (Replacement Cost)                           $15,500,000

Income Capitalization Approach

To estimate the subject property's value via the income capitalization approach, we analyzed the local market for transient accommodations, examined the competitive environment, projected occupancy and average rate levels, and developed a forecast of income and expense that reflects anticipated income trends and cost components through a stabilized year of operation. The subject property's projected net income before debt service was then allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component was calculated; the total of the mortgage and equity components equates to the value of the property.

HVS International, Mineola, New York    Reconciliation of Value Indications  149
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Our nationwide experience indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the hotel investors who constitute the marketplace. For this reason, we believe that the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in our final estimate of the subject property's market value.

Sales Comparison Approach

The sales comparison approach uses actual sales of similar properties to provide an indication of the subject property's value. The strength of this approach is that it measures value based on the investment decisions made by actual buyers and sellers. Although we have investigated a number of sales in an attempt to develop a range of value indications, several adjustments are necessary to render the sales prices applicable to the subject property. These adjustments, which are numerous and highly subjective, diminish the reliability of the sales comparison approach. Furthermore, we find that typical hotel investors employ a sales comparison procedure only to establish broad value parameters.

The hotel sales outlined earlier in this report indicate a value range of $49,861 to $66,667 per available room. The income capitalization approach indicates a per-room value of approximately $58,000. This information suggests that a slight downward adjustment of the value indicated by the income capitalization approach may be warranted.

Cost Approach

To estimate the subject property's value via the cost approach, we estimated the current replacement cost of the property and added the land value. We give the cost approach limited weight in arriving at a final value estimate, because knowledgeable buyers of lodging facilities generally base their purchase decisions on economic factors (such as projected net income and return on investment) rather than on a property's depreciated replacement cost.

The replacement cost estimate developed via the cost approach can help to corroborate the results of the income capitalization and sales comparison approaches to value. If the replacement cost is substantially higher or lower than the value indicated by the income capitalization approach, an upward or downward adjustment of the income capitalization approach value may be necessary. In the case of the subject property, the replacement cost was higher than the value indicated by the income capitalization approach; therefore, this would limit to a certain extent the downward adjustment indicated by the sales comparison approach.

HVS International, Mineola, New York    Reconciliation of Value Indications  150
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Value Conclusion

Careful consideration has been given to the strengths and weaknesses of the three approaches to value discussed above. In recognition of the purpose of this appraisal, we have given primary weight to the value indicated by the income capitalization approach and made some subjective adjustments based on the replacement cost estimate, the sales comparison approach, and our extensive experience in the hospitality industry. It is our opinion that the market value of the fee simple interest in the Holiday Inn Select - Clark, as of January 1, 1997, is:

                                   $10,700,000

                   TEN MILLION SEVEN HUNDRED THOUSAND DOLLARS

The estimate of market value includes the land, the improvements, and the furniture, fixtures, and equipment. The appraisal assumes that the hotel is open and operational.

This value estimate equates to roundly $56,000 per room, which is well supported by market sales and roundly 3.7% lower than the value indicated by the income capitalization approach. The estimate of value assumes either the availability of third-party financing or the willingness and capability of the seller to take back purchase-money financing so that a buyer can obtain the level of debt set forth in the Income Capitalization Approach section of this appraisal.

Marketing Period

Our estimate of market value assumes a marketing period of six to nine months. Under normal economic conditions, hotels are transferred within this time frame.

Personal Property

In accordance with the appraisal standards set forth by the Office of the Comptroller of the Currency, it is necessary for bank appraisals to identify and value any personal property, fixtures, or intangible items that are included in the appraisal and discuss their impact on the overall estimate of market value. A hotel's income-generating ability depends on a suitable inventory of furniture, fixtures, and equipment. Removal of these items can decrease the property value by as much as the cost to replace the inventory plus the loss of income incurred while the hotel cannot function.

A hotel's personal property consists of a wide variety of components, including bedroom furnishings, bathroom fixtures, restaurant and kitchen equipment, front office and accounting computers, exterior signs, and

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similar items. Our inspection of the Holiday Inn Select indicates that the personal property and fixtures are in superior condition

Based on an annual construction cost survey conducted by HVS International, we estimate the total replacement cost of the subject property's furniture, fixtures, and equipment at $15,000 per available room. Assuming an average useful life of ten years and an effective age of one year (the subject property was renovated earlier this year), the value of the furniture, fixtures, and equipment currently in place is approximately $13,500 per room, or a total of $2,578,000.

The Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) stipulates that "...any business interest or other intangible item should be valued separately within the appraisal."(1) Hotels have both business and real estate components; without the business expertise necessary to operate the facility, a hostelry would have little real estate value.

Because furniture, fixtures, and equipment are essential to a hotel's income-generating ability and are seldom removed from the property or sold separately, the separation of the personal property component from the real property is not particularly meaningful.


(1)   Federal Register, Vol. 55, No. 143, July 25, 1990, p. 30205.

HVS International, Mineola, New York           Statement of Assumptions and  152
                                               Limiting Conditions
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14.   Statement of Assumptions and Limiting Conditions

1.    This report is to be used in whole and not in part.

2. No responsibility is assumed for matters of a legal nature, nor do we render any opinion as to title, which is assumed to be marketable and free of any deed restrictions and easements. The property is valued as though free and clear unless otherwise stated.

3. We assume that there are no hidden or unapparent conditions of the sub-soil or structures, such as underground storage tanks, that would render the property more or less valuable. No responsibility is assumed for these conditions or for any engineering that may be required to discover them.

4. We have not considered the presence of potentially hazardous materials such as asbestos, urea formaldehyde foam insulation, PCBs, any form of toxic waste, polychlorinated biphengyls, pesticides, or lead-based paints. The appraisers are not qualified to detect hazardous substances, and we urge the client to retain an expert in this field if desired.

5. The Americans with Disabilities Act (ADA) became effective on January 26, 1992. We have conducted no specific compliance survey to determine whether the subject property is operating in accordance with the various detailed requirements of the ADA. It is possible that the property does not conform to the requirements of the act, and this could have an unfavorable effect on value. Because we have no direct evidence regarding this issue, our estimate of value does not consider possible non-compliance with the ADA.

6. We have made no survey of the property, and we assume no responsibility in connection with such matters. Sketches, photographs, maps, and other exhibits are included to assist the reader in visualizing the property. It is assumed that the use of the land and improvements is

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                                               Limiting Conditions
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      within the boundaries of the property described, and that there is no encroachment or trespass unless noted.

7. All information, financial operating statements, estimates, and opinions obtained from parties not employed by HVS International are assumed to be true and correct. We can assume no liability resulting from misinformation.

8. Unless noted, we assume that there are no encroachments, zoning violations, or building violations encumbering the subject property.

9. The property is assumed to be in full compliance with all applicable federal, state, local, and private codes, laws, consents, licenses, and regulations (including a liquor license where appropriate), and that all licenses, permits, certificates, franchises, and so forth can be freely renewed or transferred to a purchaser.

10. All mortgages, liens, encumbrances, leases, and servitudes have been disregarded unless specified otherwise.

11. None of this material may be reproduced in any form without our written permission, and the report cannot be disseminated to the public through advertising, public relations, news, sales, or other media.

12. We are not required to testify or appear in court by reason of this analysis without previous arrangements, and only when our standard per diem fees and travel costs are paid prior to the appearance.

13. If the reader is making a fiduciary or individual investment decision and has any questions concerning the material presented in this report, it is recommended that the reader contact us.

14. We take no responsibility for any events or circumstances that take place subsequent to either the date of value or the date of our field inspection, whichever occurs first.

15. The quality of a lodging facility's on-site management has a direct effect on a property's economic viability and value. The financial forecasts presented in this analysis assume responsible ownership and competent management. Any departure from this assumption may have a significant impact on the projected operating results and the value estimate.

16. The estimated operating results presented in this report are based on an evaluation of the overall economy, and neither take into account nor

HVS International, Mineola, New York           Statement of Assumptions and  154
                                               Limiting Conditions
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      make provision for the effect of any sharp rise or decline in local or national economic conditions. To the extent that wages and other operating expenses may advance during the economic life of the property, we expect that the prices of rooms, food, beverages, and services will be adjusted to at least offset those advances. We do not warrant that the estimates will be attained, but they have been prepared on the basis of information obtained during the course of this study and are intended to reflect the expectations of a typical hotel buyer.

17. This analysis assumes continuation of all Internal Revenue Service tax code provisions as stated or interpreted on either the date of value or the date of our field inspection, whichever occurs first.

18. Many of the figures presented in this report were generated using sophisticated computer models that make calculations based on numbers carried out to three or more decimal places. In the interest of simplicity, most numbers have been rounded to the nearest tenth of a percent. Thus, these figures may be subject to small rounding errors.

19. It is agreed that our liability to the client is limited to the amount of the fee paid as liquidated damages. Our responsibility is limited to the client, and use of this report by third parties shall be solely at the risk of the client and/or third parties. The use of this report is also subject to the terms and conditions set forth in our engagement letter with the client.

20. Appraising hotels is both a science and an art. Although this analysis employs various mathematical calculations to provide value indications, the final estimate is subjective and may be influenced by our experience and other factors not specifically set forth in this report.

21. Any distribution of the total value between the land and improvements or between partial ownership interests applies only under the stated use. Moreover, separate allocations between components are not valid if this report is used in conjunction with any other analysis.

22. This study was prepared by Hospitality Valuation Services, a division of Hotel Consulting Services, Inc. All opinions, recommendations, and conclusions expressed during the course of this assignment are rendered by the staff of Hotel Consulting Services, Inc. as employees, rather than as individuals.

HVS International, Mineola, New York                          Certification  155
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15.   Certification

We, the undersigned appraisers, hereby certify:

1. that the statements and opinions presented in this report, subject to the limiting conditions set forth, are correct to the best of our knowledge and belief;

2. that Rodney G. Clough personally inspected the property described in this report; that Anne R. Lloyd-Jones and Stephen Rushmore participated in the analysis and reviewed the findings but did not personally inspect the property;

3. that we have no current or contemplated interests in the real estate that is the subject of this report;

4. that we have no personal interest or bias with respect to the subject matter of this report or the parties involved;

5. that this report sets forth all of the limiting conditions (imposed by the terms of this assignment) affecting the analyses, opinions, and conclusions presented herein;

6. that the fee paid for the preparation of this report is not contingent upon our conclusions;

7. that this report has been prepared in accordance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute;

8. that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives;

9. that this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (as adopted by the Appraisal Foundation);

HVS International, Mineola, New York                          Certification  156
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10. that no one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report;

11. that as of the date of this report, Stephen Rushmore has completed the requirements of the continuing education program of the Appraisal Institute;

12. that this appraisal is not based on a requested minimum value, a specific value, or the approval of a loan.


                                              /s/ Rodney G. Clough
                                              -------------------------------
                                              Rodney G. Clough
                                              Consulting and Valuation Analyst
                                              Hotel Consulting Services, Inc.


                                              /s/ Anne R. Lloyd-Jones
                                              -------------------------------
                                              Anne R. Lloyd-Jones, CRE
                                              Senior Vice President
                                              Hotel Consulting Services, Inc.


                                              /s/ Stephen Rushmore
                                              -------------------------------
                                              Stephen Rushmore, CRE, MAI, CHA
                                              President
                                              Hotel Consulting Services, Inc.

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

                      View of the Subject Property's Lobby


                               [GRAPHIC OMITTED]

                View of the Subject Property's standard guestroom

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                                [GRAPHIC OMITTED]

                       Subject Property standard Bathroom


                                [GRAPHIC OMITTED]

                            Subject Property Ballroom

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

                  Subject Property's Hunter's Grill Restaurant

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                               [GRAPHIC OMITTED]

                               Woodbridge Hilton

                               [GRAPHIC OMITTED]

                              Woodbridge Sheraton

                                                                 Title No. 61151

                                   DESCRIPTION


ALL that certain tract, lot and parcel of land lying and being in the Township of Clark, County of Union and State of New Jersey, being more particularly described as follows:

BEGINNING at a point being the intersection of the westerly line of Walnut Avenue, as widened, with the southerly right of way line of Bloodgood Branch of the Lehigh Valley Railroad and running; thence

1. South 04 degrees 57 minutes O5 seconds east along said widened westerly line of Walnut Avenue 323.95 feet to a point of curvature; thence

2. Southerly and westerly on a curve to the right having a radius of 75.00 feet, an arc distance of 145.13 feet, to a point of tangency, in the northerly line of Valley Road, as widened; thence

3. North 74 degrees 04 minutes 40 seconds west along said line of Valley Road, 439.03 feet to a point in the easterly line of Lot 02 Block 154 on the Clark Township tax map; thence

4.    North 17 degrees 27 minutes 00 seconds east along said easterly line
      131.93 feet; thence

5. North 36 degrees 45 minutes 30 seconds west along the northeasterly line of said Lot 02 Block 154, 45.37 feet to a point in the southeasterly line of Lot 1 Block 154 on said tax map; thence

6. North 41 degrees 38 minutes 00 seconds east along said southeasterly line of Lot 01, 9.12 feet to the northeast corner of Lot 0l Block 154 on said tax map; thence

7. North 68 degrees 06 minutes 30 seconds west along the northerly line of said Lot 01, Block 154, 17.16 feet to the most easterly corner of Lot 08, Block 154 on said tax map; thence

8. North 36 degrees 45 minutes 30 seconds west along the northeasterly line of said Lot 08 Block 154, 78.31 feet to a point in the southerly line of the Garden State Parkway; thence

9. North 49 degrees 55 minutes 00 seconds east along the same 276.02 feet to a point in the southerly right of way line of Bloodgood Branch of Lehigh Valley Railroad; thence continued ........


For conveyancing only, if intended to be conveyed: Together with all rights, title and interest of, in and to any streets and roads abutting the above described premises, to the center line thereof.

                                                                 Title No. 61151

                                   DESCRIPTION

                             (continued - page two)

10. Southeasterly, along said Railroad line, on a curve to the left having a radius of 1,179.28 feet an arc distance of 351.05 feet to the point of BEGINNING.

NOT FOR POLICY

Said premises are known as 36 Valley Road, Clark, New Jersey designated as Block 154 Lots 3, 6 and 7 on the tax Map of the Township of Clark.


For conveyancing only, if intended to be conveyed: Together with all rights, title and interest of, in and to any streets and roads abutting the above described premises, to the center line thereof.

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Synopsis of Holiday Inn License Agreement

Date:                     August 25, 1994

Licensor:                 Holiday Inns Franchising, Inc.

Licensee:                 Clark New Jersey Hotel Limited Partnership - an entity
                          controlled by Ashford Financial Corporation

Premises:                 36 Valley Road, Clark, New Jersey

Term:                     15 years

Renewal:                  No renewal rights conveyed

Fees:                     Royalty: 5% of gross room revenues

                          Marketing Fees: 1.5% of gross room revenues

                          Reservation Contribution: 1.0% of gross room revenues

                          Monthly Holidex fee of $5.97 for each guestroom at the hotel

Licensor Services:        Reservation services, training, marketing and
                          operations consulting, maintenance of standards

Licensee Obligations:     Various operational requirements, upgrades

Termination:              Upon default

HVS International, Mineola, New York                                    Addendum
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Synopsis of Hotel Management Agreement

Date:                     August 24, 1995

Owner: Clark New Jersey Hotel Limited Partnership - an entity controlled by Ashford Financial Corporation

Manager:                  Remington Clark Employers Corporation

Premises:                 36 Valley Road, Clark, New Jersey

Term:                     15 years

Renewal:                  2 five-year extensions

Management Fee:           3% of gross revenues

Reserve for Replacement:  3% of gross revenues

Termination:              Under various conditions of default

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Explanation of the Simultaneous Valuation Formula

The algebraic equation known as the simultaneous valuation formula, which solves for the total property value using a ten-year mortgage and equity technique, was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(17)

The process of solving for the value of the mortgage and equity components begins by deducting the annual debt service from the projected income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value using the terminal capitalization rate. The equity residual, which is the total reversionary value less the mortgage balance at that point in time and less any brokerage and legal costs associated with the sale, is discounted to the date of value at the equity yield rate. The net income to equity for each projection year is also discounted back to the date of value. The sum of these discounted values equals the value of the equity component. Because the equity component comprises a specific percentage of the total value, the value of the mortgage and the total property can be computed easily. This process can be expressed in two algebraic equations that set forth the mathematical relationships between the known and unknown variables using the following symbols.


(17) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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NI    =  Net income available for debt service

V     =  Value

M     =  Loan-to-value ratio

f     =  Annual debt service constant

n       =  Number of years in the projection period

d(e)    =  Annual cash available to equity

d(r)    =  Residual equity value

b       =  Brokerage and legal cost percentage

P       =  Fraction of the loan paid off during the projection period

f(p)    =  Annual constant required to amortize the entire loan during the projection period

R(r)    =  Overall terminal capitalization rate that is applied to net income to calculate the total property reversion (sales price at the end of the projection period)

1/S(n)  =  Present worth of $1 factor (discount factor) at the equity yield rate

Using these symbols, the following formulas can be used to express some of the components of this mortgage and equity valuation process.

Debt Service - A property's debt service is calculated by first determining the mortgage amount that equals the total value (V) multiplied by the loan-to-value ratio (M). Debt service is derived by multiplying the mortgage amount by the annual debt service constant (f). The following formula represents debt service.

                            f x M x V = Debt Service

Net Income to Equity (Equity Dividend) - The net income to equity (d(e)) is the property's net income before debt service (NI) less debt service. The following formula represents the net income to equity.

                             NI - (f x M x V) = d(e)

Reversionary Value - The value of the hotel at the end of the tenth year is calculated by dividing the 11th-year net income before debt service (NI^11) by

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the terminal capitalization rate (R(r)). The following formula represents the property's tenth-year reversionary value.

                        (NI^11/R(r)) = Reversionary Value

Brokerage and Legal Costs - When a hotel is sold, certain costs are associated with the transaction. Normally, the broker is paid a commission and the attorney collects legal fees. In the case of hotel transactions, brokerage and legal costs typically range from 1% to 4% of the sales price. Because these expenses reduce the proceeds to the seller, they are usually deducted from the reversionary value in the mortgage and equity valuation process. Brokerage and legal costs (b), expressed as a percentage of reversionary value (NI^11/R(r)), are calculated by application of the following formula.

                    b(NI^11/R(r)) = Brokerage and Legal Costs

Ending Mortgage Balance - The mortgage balance at the end of the tenth year must be deducted from the total reversionary value (debt and equity) in order to determine the equity residual. The formula used to determine the fraction of the loan remaining (expressed as a percentage of the original loan balance) at any point in time (P) takes the annual debt service constant of the loan over the entire amortization period (f) less the mortgage interest rate (i), and divides it by the annual constant required to amortize the entire loan during the ten-year projection period (f(p)) less the mortgage interest rate. The following formula represents the fraction of the loan paid off (P).

                             (f - i)/(f(p) - i) = P

If the fraction of the loan paid off (expressed as a percentage of the initial loan balance) is P, then the remaining loan percentage is expressed as 1 - P. The ending mortgage balance is the fraction of the remaining loan (1 - P) multiplied by the initial loan amount (M x V). The following formula represents the ending mortgage balance.

                                 (1 - P) x M x V

Equity Residual Value - The value of the equity upon the sale at the end of the projection period (d(r)) is the reversionary value less the brokerage and legal costs and the ending mortgage balance. The following formula represents the equity residual value.

            (NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

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Annual Cash Flow to Equity - The annual cash flow to equity consists of the equity dividend for each projection year plus the equity residual at the end of the tenth year. The following formula represents the annual cash flow to equity.

                           NI^1 - (f x M x V) = d(e)^1

                           NI^2 - (f x M x V) = d(e)^2

                          NI^10 - (f x M x V) = d(e)^10

            (NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

Value of the Equity - If the initial mortgage amount is calculated by multiplying the loan-to-value ratio (M) by the property value (V), then the equity value is one minus the loan-to-value ratio multiplied by the property value. The following formula represents the value of the equity.

                                    (1 - M) V

Discounting the Cash Flow to Equity to the Present Value - The cash flow to equity in each projection year is discounted to the present value at the equity yield rate (1/S^n). The sum of these cash flows is the value of the equity (1 -
M) V. The following formula represents the calculation of equity as the sum of the discounted cash flows.

                   (d(e)^1 x 1/S^1) + (d(e)^2 x 1/S^2) + . . .
               + (d(e)^10 x 1/S^10) + (d(r) x 1/S^10) = (1 - M) V

Combining the Equations: Annual Cash Flow to Equity and Discounting the Cash Flow to Equity to the Present Value - The last step is to arrive at one overall equation that shows that the annual cash flow to equity plus the yearly discounting to the present value equals the value of the equity.

       ((NI^1 - (f x M x V)) 1/S^1) + ((NI^2 - (f x M x V)) 1/S^2) + . . .

                        ((NI^10 - (f x M x V)) 1/S^10) +

   (((NI^11/R(r)) - (b (NI^11/R(r))) - ((1 - P) x M x V)) 1/S^10) = (1 - M) V

Because the only unknown in this equation is the property's value (V), it can be solved readily.

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Ten-Year Projection of Income and Expense - Because the fixed and variable forecast of income and expense is carried out only to the stabilized year, it is necessary to continue the projection to the 11th year. In most cases, net income before debt service beyond the stabilized year is projected at an assumed inflation rate. By increasing a property's revenue and expenses at the same rate of inflation, net income remains constant as a percentage of total revenue, and the dollar amount escalates at the annual inflation rate. Hotel investors are currently using inflation rates of approximately 3.5% annually. The ten-year forecast of income and expense illustrates the subject property's net income, which is assumed to increase by 3.5% annually subsequent to the hotel's stabilized year of operation.

Solving for Value Using the Simultaneous Valuation Formula - In the case of the subject property, the following known variables have been determined.

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Table 1: Summary of Known Variables
--------------------------------------------------------------------------------

Annual Net Income                            NI            See Ten-Year Forecast
Loan-to-Value Ratio                          M                    70.0%
Interest Rate                                i                     9.5%
Debt Service Constant                        f                 0.111856
Equity Yield                                 Ye                   22.0%
Brokerage and Legal Fees                     b                     3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years           fp                0.155277
Terminal Capitalization Rate                 Rr                   11.0%

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The following table illustrates the present worth of a $1 factor at the 22% equity yield rate.

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Table 2: Present Worth of $1 Factor at the Equity Yield Rate
--------------------------------------------------------------------------------

            Calendar Year                 Present Worth of $1
               Ending                        Factor @22.0%
     ---------------------------------------------------------------
                1997                           0.819664
                1998                           0.671849
                1999                           0.550691
                2000                           0.451381
                2001                           0.369981
                2002                           0.303260
                2003                           0.248572
                2004                           0.203745
                2005                           0.167003
                2006                           0.136886

--------------------------------------------------------------------------------

Using these known variables, the following intermediary calculations must be made before applying the simultaneous valuation formula. The fraction of the loan paid off during the projection period is calculated as follows.

           P = ( 0.111856 - 0.095 ) / ( 0.155277 - 0.095 ) = 0.279638

The annual debt service is calculated as f x M x V.

                 (f x M x V) = 0.111856 x 0.70 x V = 0.078299 V

Inserting the known variables into the hotel valuation formula produces the following.

                   ( 1,090,000 - 0.078299 V ) x 0.819672 +
                   ( 1,412,000 - 0.078299 V ) x 0.671862 +
                   ( 1,281,000 - 0.078299 V ) x 0.550707 +
                   ( 1,388,000 - 0.078299 V ) x 0.451399 +
                   ( 1,438,000 - 0.078299 V ) x 0.369999 +
                   ( 1,487,000 - 0.078299 V ) x 0.303278 +
                   ( 1,540,000 - 0.078299 V ) x 0.248589 +
                   ( 1,594,000 - 0.078299 V ) x 0.203761 +
                   ( 1,648,000 - 0.078299 V ) x 0.167017 +
                   ( 1,706,000 - 0.078299 V ) x 0.136899 +
           ((( 1,766,000 / 0.110 ) - ( 0.03 x ( 1,766,000 / 0.110 )) -
         (( 1 - 0.279638 ) x 0.70 x V )) x 0.136899 ) = ( 1 - 0.70 ) V

HVS International, Mineola, New York              Simultaneous Valuation Formula
--------------------------------------------------------------------------------

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     HVS
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International
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Like terms are combined as follows.

                     $7,505,483 - 0.376214 V = (1 - 0.70) V
                                  $7,505,483 = 0.67621 V
                                           V = $ 7,505,483 / 0.67621
                                           V = $11,099,279

         Total Property Value as Indicated by
           the Income Capitalization
           Approach (Say)                    = $11,100,000

HVS International, Mineola, New York          Qualifications of Rodney G. Clough
--------------------------------------------------------------------------------

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     HVS
INTERNATIONAL
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================================================================================
Rodney G. Clough


Employment

1995 to present      HVS INTERNATIONAL
                     Mineola, New York
                     (Hotel Valuations, Market Studies, Feasibility Reports and Investment Counseling)

1994                 THE MIRAGE HOTEL AND CASINO
                     Las Vegas, Nevada

Summer, 1993         HYATT REGENCY DENVER DOWNTOWN
                     Denver, Colorado

1991                 THE STATLER HOTEL AND JW MARRIOTT
                     EXECUTIVE EDUCATION CENTER
                     Ithaca, New York

1988                 UNIVERSITY OF COLORADO CATERING
                     Boulder, Colorado

Education            BS - School of Hotel Administration, Cornell University
                     (Managing Director, HEC 69)

Professional         Cornell Society of Hotelmen
Affiliations

Examples of          Bay County Conference Center    Keenan & Hewitt
Corporate and          Planning Authority            Mountain Spa Development
Institutional        Capitol Hotel Group             OCWEN Financial Corporation
Clients Served       City of Portsmouth              ITT Sheraton
                     Fairmont Hotel Management Co.   Samoth, Inc.
                     Grand Heritage Hotels           Sumitomo Bank Ltd.

HVS International, Mineola, New York          Qualifications of Rodney G. Clough
--------------------------------------------------------------------------------

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     HVS
INTERNATIONAL
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================================================================================


Examples of Hotels       Florida
Appraised or Evaluated   - Floridan Hotel, Tampa
                         - Proposed Sheraton, Tampa
                         - Grenelefe Golf and Tennis Resort, Haines City

                         Illinois
                         - The Fairmont, Chicago
                         - Days Inn, Chicago

                         Kansas
                         - Broadview Hotel, Wichita

                         Massachusetts
                         - Copley Plaza Hotel, Boston

                         Michigan
                         - Proposed Conference Center, Bay City

                         Nevada
                         - Proposed Mountain Spa Resort, Las Vegas

                         New York
                         - Hotel Gregory, Brooklyn
                         - LaGuardia Ramada, East Elmhurst
                         - Staten Island Hotel, Staten Island

                         South Carolina
                         - Proposed Inn, Charleston

                         Texas
                         - Proposed Sheraton, San Antonio
                         - Holiday Inn Riverwalk North, San Antonio
                         - Crossroads Inn, San Antonio

                         Virginia
                         - Doubletree Hotel, Crystal City
                         - Proposed Downtown Hotel, Portsmouth

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================
Anne R. Lloyd-Jones, CRE

Employment

1982 to present            HVS INTERNATIONAL
                           Mineola, New York
                           (Hotel/Motel Valuations, Market Studies,
                           Feasibility Reports, and Investment Counseling)

1981                       FAIRMONT HOTEL
                           Dallas, Texas

1979 - 1980                SAGA FOOD SERVICE
                           SWARTHMORE COLLEGE
                           Swarthmore, Pennsylvania

1977 - 1980                DARANNE CATERERS
                           Swarthmore, Pennsylvania


Professional Affiliations  American Society of Real Estate Counselors -
                             Member (CRE)
                           Appraisal Institute - Candidate for Membership Cornell Society of Hotelmen

Education

                           MPS - School of Hotel Administration,
                             Cornell University

                           BA - Swarthmore College

                           Appraisal Institute
                             Course 1A1 - Real Estate Appraisal Principles Course 1A2 - Basic Valuation Procedures
                             Course 1BA - Capitalization Theory and Techniques,
                                          Part A
                             Course 1BB - Capitalization Theory and Techniques,
                                          Part B
                             Course 2-1 - Case Studies in Real Estate Valuation Course 2-3 - Standards of Professional Practice Course 3-1 - Report Writing

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================


Examples of Corporate and Institutional Clients Served

Ashford Financial Corporation
Chase Manhattan Bank, N. A.
Citibank / Citicorp NA
Credit Lyonnais
Doubletree Hotels
Grand Heritage Hotels
Great Western Bank
Goldman Sachs
Holiday Inns, Inc.
Interstate Hotels
MassMutual
Marriott International / Host Marriott
Morgan Stanley
OCWEN Financial Services
Remington Hotels
Sheraton Hotels
Starwood Capital Group
Starwood Lodging Trust
Winegardner & Hammons
Wyndham Hotel Company


Hotel Chains and Management Companies Appraised or Evaluated

Doubletree Hotels
Compri Hotels
Interstate Hotels
Fairmont Hotels
Guest Quarters
Hilton Hotels Corporation
Omni International Hotels
Ramada Hotel Corp.
Servico Hotel Corp.
Winegardner & Hammons


Appearance as an Expert Witness

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Jefferson City, Missouri
Federal Bankruptcy Court, Columbia, South Carolina
Federal Bankruptcy Court, Houston, Texas
Federal Bankruptcy Court, New York, New York
Federal Bankruptcy Court, San Bernardino, California
Federal Bankruptcy Court, Los Angeles, California
Federal Bankruptcy Court, Charlotte, North Carolina
Federal Bankruptcy Court, Miami, Florida
Federal District Court, Central Division, Salt Lake City, Utah
Iowa District Court, Story County, Iowa
Texas District Court, Harris County, Texas
Federal Bankruptcy Court, Tampa, Florida
Utah District Court, Salt Lake County, Utah
Federal Bankruptcy Court, Newark, New Jersey

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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     HVS
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INTERNATIONAL
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================================================================================

Examples of Hotels Appraised or Evaluated

Arizona
- Wyndham Garden Hotel, Chandler
- Wyndham Garden Hotel - Airport, Phoenix
- Wyndham Garden Hotel - Union Hills, Phoenix
- Canyon Ranch Spa & Fitness Resort, Tucson

Alabama

- Holiday Inn, Birmingham
- Proposed Sheraton, Gulf Shores
- Proposed Inn, Mobile
- Holiday Inn, Sheffield

California
- Industry Hills Sheraton Hotel, City of Industry
- Piccadilly Inn, Fresno
- Proposed Inn at Foss Creek, Healdsburg
- Sunset Towers Hotel, Hollywood
- Proposed La Quinta, Irvine
- Wyndham Garden Hotel, La Jolla
- Days Inn, La Palma
- Proposed Marriott Courtyard, Palm Springs
- Proposed Club Hilton Hotel, Pleasanton
- Center Pointe Development, San Diego
- Holiday Inn-Embarcadero, San Diego
- Holiday Inn-Harbor View, San Diego
- Seven Seas Lodge, San Diego
- Proposed Fountaingrove Inn, Santa Rosa
- Sheraton Round Barn Inn, Santa Rosa
- Wyndham Garden Hotel, Sunnyvale
- Westlake Plaza Hotel, Thousand Oaks
- Proposed Marriott Courtyard, Torrance

Colorado
- Proposed Hotel, Keystone

Connecticut
- Holiday Inn, Milford
- Holiday Inn, New Britain

District of Columbia
- Grand Hotel, Washington
- Wyndham Bristol Hotel, Washington

Florida
- Kon Tiki Village, Kissimmee
- Sheraton Lakeside, Kissimmee
- Holiday Inn, 22nd Street, Miami Beach
- Holiday Inn, 87th Street, Miami Beach
- Holiday Inn, 180th Street, Miami Beach
- Sheraton Resort & Marina, St. Petersburg
- Hilton Hotel, Singer Island
- Royce Hotel, West Palm Beach

Georgia
- Marriott Hotel, Atlanta
- Wyndham Garden Hotel, Atlanta
- Holiday Inn, Brunswick
- Holiday Inn, Jekyll Island
- Mullberry Inn, Savannah
- Royal Savannah Inn, Savannah

Hawaii
- Hobron in Waikiki, Honolulu

Idaho
- Holiday Inn, Boise
- Red Lion Inn, Boise
- Super 8, Boise

Illinois
- Ramada Inn, Bloomington
- Proposed Marriott Courtyard, Glenview
- Wyndham Garden Hotel, Naperville

Indiana
- Holiday Inn, Bloomington
- Inn at the Four Winds, Bloomington
- Ramada Inn, Bloomington
- Hilton Hotel, Fort Wayne
- Airport Hilton Inn, Indianapolis
- Hilton at the Circle, Indianapolis

Iowa
- Holiday Inn, Ames
- Proposed Fairfield Inn, Des Moines

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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Examples of Hotels Appraised or Evaluated (continued)

Kentucky
- Proposed Super 8, London
- Proposed Super 8, Radcliff

Louisiana
- Sheraton Inn, Kenner
- Hotel Meridien, New Orleans

Maine
- Proposed Hotel, Old Orchard Beach

Maryland
- Brookshire Hotel, Baltimore
- Lord Baltimore Hotel, Baltimore
- Hyatt Regency, Bethesda

Massachusetts
- Proposed Marriott Courtyard, Andover
- Hyatt Regency, Cambridge
- Proposed Hotel, Franklin
- Sheraton Inn, Hyannis
- Marriott Hotel, Worcester

Michigan
- Bay Valley Inn, Bay City
- Hilton Airport, Detroit
- Westin Renaissance Center, Detroit
- Hotel Pontchartrain, Detroit
- Proposed Embassy Suites, Lansing
- Hilton Inn, Northfield
- Holiday Inn, Saginaw

Minnesota
- Wyndham Garden Hotel, Bloomington
- Marriott Hotel, Minnetonka

Missouri
- Inn at Grand Glaize, Osage Beach
- Bel Air Hilton, St. Louis
- Holiday Inn Riverfront, St. Louis

Nebraska
- Holiday Inn Airport, Lincoln
- Holiday Inn Northeast, Lincoln

Nebraska (continued)
- Marriott Hotel, Omaha
- Ramada Inn, Omaha
- Red Lion Inn, Omaha

Nevada
- Proposed Super 8, Las Vegas

New Jersey
- Ramada Inn, Edison
- Marriott Hotel, Hanover
- Headquarters Plaza, Morristown
- Hyatt Regency, New Brunswick
- Holiday Inn, North Brunswick

New York
- Hilton Hotel, Albany
- Proposed Embassy Suites, Amherst
- Holiday Inn Arena, Binghamton
- Holiday Inn SUNY, Binghamton
- Proposed Hotel, Binghamton
- Proposed Hilton, Brooklyn
- Marriott Hotel, Dewitt
- Metropole Hotel, Flushing
- Midway Hotel, Flushing
- Ramada Inn, Kingston
- Royce Hotel, La Guardia
- Holiday Inn, Latham
- Proposed Crowne Plaza, Manhattan
- Proposed Prince Street Hotel, Manhattan
- Proposed Roslyn Inn, Roslyn
- Proposed Le Richmonde, Rye Brook
- Hilton Hotel, Syracuse
- Hotel Syracuse, Syracuse
- Proposed Hotel, Watertown

North Carolina
- Proposed Inn, Chapel Hill
- Proposed Indep. Center Marriott Hotel,
    Charlotte
- Royce Hotel, Charlotte
- Howard Johnson's North, Charlotte

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Examples of Hotels Appraised or Evaluated (continued)

North Carolina (continued)
- Holiday Inn West, Durham
- Sheraton University Inn, Durham
- Holiday Inn, Fayetteville
- Holiday Inn Downtown, Raleigh

Ohio
- Proposed Hyatt Hotel, Cleveland
- Proposed Marriott Hotel, Cleveland

Oregon
- Holiday Inn Airport, Portland
- Holiday Inn South, Portland

Pennsylvania
- Quality Inn, Allentown
- Holiday Inn, Bensalem
- Proposed Marriott Courtyard, Devon
- Proposed Lafayette Inn, Easton
- Ramada Inn, Erie
- Holiday Inn, Harrisburg
- Marriott Hotel, Harrisburg
- Proposed Super 8, Harrisburg
- Proposed Super 8, Lancaster
- Holiday Inn West, Monroeville
- Days Inn Philadelphia
- Franklin Plaza Hotel, Philadelphia
- Franklin Towne EconoLodge, Philadelphia
- Guest Quarters Hotel, Philadelphia
- Hilton Inn, Northeast, Philadelphia
- Marriott Airport Hotel, Philadelphia
- Holiday Inn Greentree, Pittsburgh
- Holiday Inn Parkway East, Pittsburgh
- Holiday Inn North, Pittsburgh
- Holiday Inn Parkway West, Pittsburgh
- Proposed Hotel, Pittsburgh
- Royce Hotel, Pittsburgh
- Westin William Penn Hotel, Pittsburgh
- Hilton Hotel, Scranton
- Proposed Marriott Courtyard, Valley Forge
- Holiday Inn Meadowlands, Washington
- Ramada Inn, York
- Proposed Super 8, York

Rhode Island
- Proposed Hotel, Providence
- Omni Biltmore Hotel, Providence

South Carolina
- Proposed Charleston Center Hotel, Charleston
- Proposed Cooper River Inn, Charleston
- Howard Johnson's, Spartanburg
- Proposed Middleton Inn and
    Conference Center, Charleston
- Best Western, North Charleston
- Proposed Marriott Courtyard, Columbia
- Fairfield Inn, Florence
- Holiday Inn, Florence
- Fairfield Inn, Greenville
- Proposed Marriott Courtyard, Greenville
- Fairfield Inn, Hilton Head
- Holiday Inn, Hilton Head

Tennessee
- Hampton Inn, Brentwood
- Proposed Marriott Courtyard, Brentwood
- Howard Johnson's, Chattanooga
- Sheraton Hotel, Chattanooga
- Howard Johnson's, Knoxville
- Proposed Capital Mall Convention Center Hotel,
    Nashville
- Clarion Maxwell House, Nashville
- Holiday Inn Briley Parkway, Nashville
- Proposed Marriott Courtyard, Nashville
- Sheraton Music City, Nashville
- Stouffer's Nashville Hotel, Nashville
- Proposed Super 8, Nashville
- Union Station Hotel, Nashville
- Wyndham Garden Hotel, Nashville
- Proposed Super 8, Union City

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Examples of Hotels Appraised or Evaluated (continued)

Texas
- Proposed Marriott Courtyard, Addison
- Proposed Marriott Courtyard, Arlington
- La Mansion, Austin
- Proposed Marriott Courtyard, Bedford
- Airport Hilton, El Paso
- Hotel Meridien, Houston
- Sheraton Hotel, Houston
- Proposed Marriott Courtyard, Las Colinas
- Proposed Marriott Courtyard, North Dallas
- La Mansion Del Norte, San Antonio
- La Mansion Del Rio, San Antonio
- Proposed Marriott Courtyard, San Antonio
- Proposed Marriott Courtyard - Medical Center,
    San Antonio

Utah
- Deer Valley Resort, Park City
- Hilton Inn, Salt Lake City
- Holiday Inn, Salt Lake City
- Sheraton Hotel, Salt Lake City

Virginia
- Mountain Lake Hotel, Blacksburg
- Howard Johnson's, Bristol
- Boars Head Inn, Charlottesville
- Proposed Fairfield Inn, Hampton
- Proposed Embassy Suites, Herndon
- Ramada Renaissance, Herndon
- Proposed Marriott Courtyard, Manassas
- Omni Hotel, Norfolk

Virginia (continued)
- Proposed Marriott, Norfolk
- Howard Johnson's, Richmond
- Howard Johnson's, Roanoke
- Howard Johnson's, Roanoke Rapids
- Wyndham Hotel, Williamsburg

Washington
- Wyndham Garden Hotel, Bothell
- Redmond Hotel, Redmond
- Wyndham Garden Hotel, SeaTac

West Virginia
Proposed Budget Motel, Princeton

Wisconsin
- Proposed Granada Royale, Green Bay
- Holiday Inn-Downtown, Green Bay

Canada
- Inn on the Park, Toronto

Puerto Rico
- Carib Inn, San Juan

Virgin Islands
- Virgin Grand Beach Hotel, St. Thomas

Jamaica
- Holiday Inn, Montego Bay

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================
Stephen Rushmore, CRE, MAI, CHA

Employment
1980 to present

                     HVS INTERNATIONAL
                     Mineola, New York
                     (Hotel/Motel Valuations, Market Studies,
                     Feasibility Reports, and Investment Counseling)
1977 - 1980
1971 - 1974

                     HELMSLEY-SPEAR HOSPITALITY SERVICES, INC.
                     New York, New York
                     (Real Estate)
1974 - 1977

                     JAMES E. GIBBONS ASSOCIATES
                     Garden City, New York
                     (Mortgage Banking, Appraisals, Hotel Operations)
Affiliated
Ownership Interests

                     HVS INTERNATIONAL (SAN FRANCISCO, CALIFORNIA)
                     West coast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (MIAMI, FLORIDA)
                     Southeast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (BOULDER, COLORADO)
                     Midwest office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (VANCOUVER, CANADA)
                     Canadian office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (LONDON, ENGLAND)
                     European office for hotel/motel appraisals and counseling

                     HVS - EXECUTIVE SEARCH
                     Hotel/motel executive search and human resource consulting

HVS International, Mineola, New York                Qualifications of Stephen
                                                    Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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INTERNATIONAL
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================================================================================
Affiliated
Ownership Interests
(continued)

                     HVS - ECO SERVICES
                     Environmental consulting for hotels and motels; administrator of the ECOTEL designation

                     HOSPITALITY EQUITY INVESTORS, INC.
                     Hotel and motel investment and management company

                     TRUMBULL MARRIOTT HOTEL
                     General partner of a 324-room hotel and conference center

                     PRINCETON HOTEL ASSOCIATES
                     General partner of a 128-unit Residence Inn in Princeton, New Jersey

                     SEAVIEW GOLF RESORT ASSOCIATES
                     General partner of a 298-unit, 424-acre Marriott resort in Absecon, New Jersey

                     SHELTON HOTEL ASSOCIATES
                     General partner of a 96-unit Residence Inn in Shelton, Connecticut

                     DANBURY HOTEL ASSOCIATES
                     General partner of a 243-unit Hilton Hotel in Danbury, Connecticut

                     PRUDENTIAL - HEI JOINT VENTURE
                     Joint venture partner with Prudential Insurance Company of America on a 234-unit Embassy Suites in Atlanta, Georgia

                     WESTPORT NORFOLK ASSOCIATES
                     General partner of a 425-unit Omni Hotel in Norfolk,
                     Virginia

                     WESTPORT BWI, LLC
                     General partner of a 310-unit Marriott Hotel in Baltimore, Maryland

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Affiliated
Ownership Interests
(continued)

                     WESTPORT RARITAN, LLC
                     General partner of a 274-unit Crowne Plaza Hotel in Raritan, New Jersey

                     WESTPORT NOVI, LLC
                     General partner of a 193-unit Hilton Hotel in Novi,
                     Michigan

                     WESTPORT LONG BEACH, LLC
                     General Partner of a 460-unit Sheraton Hotel in Long Beach, California

                     WESTPORT PARK RIDGE, LLC
                     General Partner of a 265-unit hotel and conference center in Valley Forge, Pennsylvania

                     WESTPORT CHARLESTON, LLC
                     General Partner of a 295-unit Hilton Hotel in Charleston, South Carolina

                     HOSPITALITY VALUATION SOFTWARE, INC.
                     Founder of software company that develops and distributes hotel financial analysis software

Hotels Managed

                     Sheraton Hotel, Smithtown, New York
                     Marriott Hotel, Baltimore Airport, Maryland
                     Hilton Hotel, Danbury, Connecticut
                     Residence Inn, Princeton, New Jersey
                     Embassy Suites, Atlanta Airport, Georgia
                     Omni Hotel, Norfolk, Virginia
                     Crowne Plaza, Raritan, New Jersey
                     Hilton Hotel, Novi, Michigan
                     Sheraton Hotel, Long Beach, California
                     Hilton Hotel, Charleston, South Carolina
                     Park Ridge Hotel and Conference Center, Valley Forge, Pennsylvania
                     Hilton Hotel, Wilmington, Delaware

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Professional Affiliations

                     American Society of Real Estate Counselors - Member (CRE)
                     - Board of Governors

                     Appraisal Institute - Member (MAI) (SREA)
                     - Developer and Instructor, Hotel Investment and Valuation Seminar
                     - Developer and Instructor, Hotel Computer Valuation
                     Seminar

                     American Hotel and Motel Association
                     - Certified Hotel Administrator (CHA)
                     - Industry Real Estate Financing Advisory Council (IREFAC)

                     International Society of Hospitality Consultants - Member
                     (ISHC)

                     New York University - Adjunct Assistant Professor of Nutrition, Food and Hotel Management

                     Michigan State University - Honorary Faculty, Honorary Alumnus

                     Certified General Appraiser - Arizona, Colorado, Connecticut, Delaware, District of Columbia, Georgia, Illinois, Massachusetts, Michigan, Minnesota, Nebraska, New Jersey, New York, Oregon, Pennsylvania, South Carolina, Tennessee, Utah, Virginia

                     Licensed Real Estate Broker - New York, Pennsylvania

                     Board of Advisers
                     - Real Estate Finance Journal
                     - Real Estate Workouts & Asset Management

                     American Arbitration Association - National Real Estate Valuation Council

                     Cornell Society of Hotelmen

                     New York University Masters in Hospitality Management - Advisory Board

                     New York University Hospitality Investment Conference - Board of Advisors

                     Beta Gamma Sigma - National Honor Society in Business and Management

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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================================================================================

Endowment

                     Hospitality Valuation Services Professor of Hotel Finance and Real Estate
                     - School of Hotel Administration, Cornell University (currently held by Professor James J. Eyster)

Education

                     BS - School of Hotel Administration, Cornell University

                     MBA - Graduate School of Business Administration (Finance), University of Buffalo

                     Candidate for PhD - School of Education, Department of Food Service Management, New York University

Partial List of Teaching and Lecture Assignments

                     Cornell University - Computer Valuation Techniques Michigan State University - Hotel Management Contracts University of North Carolina - Hotel Market Studies University of Virginia - Assessing Hotels
                     American Arbitration Association - Real Estate Arbitration American Hotel and Motel Association - Hotel Obsolescence Appraisal Institute - Hotel Valuation (over 50 seminars) International Association of Assessing Officers - Hotel Valuation
                     Montreal Appraisal Society - Total Project Analysis Society of Real Estate Appraisers - Lease Seminar Lodging Hospitality - Lodging Summit

Published Books
and Seminars

Textbooks
                     The Valuation of Hotels and Motels,
                     Appraisal Institute, Chicago, Illinois, 1978

                     Hotels, Motels and Restaurants: Valuations and Market Studies,
                     Appraisal Institute, Chicago, Illinois, 1983

                     How to Perform an Economic Feasibility Study of a Proposed Hotel/Motel,
                     American Society of Real Estate Counselors, Chicago, Illinois, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Published Books and Seminars (continued)

Textbooks (continued)

                     Hotel Investments: A Guide for Owners and Lenders, Warren, Gorham and Lamont, Inc., New York, New York, 1990

                     The Computerized Income Approach to Hotel Market Studies and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1990

                     Hotel Investments: A Guide for Owners and Lenders, 1992 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotel Investments: A Guide for Owners and Lenders, 1993 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1992

Student Manuals

                     The Valuation of Lease Interests,
                     Society of Real Estate Appraisers, Chicago, Illinois, 1976

                     Hotel-Motel Valuation Seminar,
                     Appraisal Institute, Chicago, Illinois, 1981, 1988, 1990

                     The Computerized Approach to Hotel Market Studies and Valuations Seminar,
                     Appraisal Institute, Chicago, Illinois, 1991

Demonstration Appraisal

                     Demonstration Appraisal of a Proposed Hotel, Spring Valley, New York, Hospitality Valuation Services, Mineola,
                     New York, 1983, 1990

Chapters

                     The Real Estate Handbook-Second Edition, Dow Jones-Irwin, 1989, "Hotels and Motels"

                     Arbitration of Real Estate Valuation Principles, American Arbitration Association, 1987, "Arbitration in the Hospitality Industry"

                     Ethics in Hospitality Management: A Book of Readings, Educational Institute of the American Hotel and Motel Association, 1992, "Ethics in Hotel Appraising"

                     The Lodging and Food Service Industry, Educational Institute of the American Hotel and Motel Association, 1993, "Insider's Insights"

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles

The Appraisal Journal

                     "Using Total Project Analysis to Compete for Investment
                      Capital," October, 1975
                     "The Appraisal of Food Service Facilities," July, 1980 "Publish and Prosper," October, 1980
                     "Valuation of Hotels and Motels for Assessment Purposes,"
                      April, 1984
                     "Adjusting Comparable Sales for Hotel Assessment Appeals,"
                      July, 1986
                     "Hotel Business Value and Working Capital: A
                      Clarification," January, 1987
                     "Ethics in Hotel Appraising," July, 1993

The Appraiser

                     "Hotel-Motel  Appraisal  Misconceptions  Set  Straight,"
                      January, 1979
                     "No Conventional Financing Available for Hotels: Rushmore,"
                      December, 1979
                     "Estimating Hotel Land Values Using Comparable Ground
                      Leases," April, 1980

Bulletin of the
Cornell Society of
Hotelmen

                     "Employment Philosophy for a Consulting Practice," July,
                      1984

Business Travel News

                     "A Snapshot of a Classic Recovery," July, 1995

The Canadian Appraiser

                     "Hotel/Motel Market Sales Update," Summer, 1987

Capital Sources for Real Estate

                     "Stephen  Rushmore  Discusses the Future of the Lodging
                      Industry," December, 1994

Cayuga Advisor

                     "Secrets to Success in Consulting," October, 1992

Chapter News and Notes

                     "Quantifying a Hotel's Business Value," November, 1979

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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================================================================================

Published Articles
(continued)

Cornell Hotel &
Restaurant
Administration
Quarterly

                     "A Preliminary Market Study," November, 1974
                     "How Much is Your Place Worth  Today?  A Case Study in
                      Hotel - Motel Valuation," May, 1975
                     "What Can Be Done About Your Hotel's Real Estate Taxes?"
                      May, 1977
                     "The Appraisal of Lodging Facilities," August, 1978
                     "The Appraisal of Food Service Facilities," February,
                      1979
                     "The Appraisal of Lodging Facilities - Update," November,
                      1984
                     "Hotel Sales Prices Down More Than 12%," May, 1991
                     "Seven Current Hotel Valuation Techniques," August, 1992 "The Valuation of Distressed Hotels," October, 1992
                     "Hotel Lending in the 1990's: Amateurs Beware,"
                      December, 1994
                     "Investment Values of Lodging Property: Modeling the
                      Effects of Income Taxes and Alternative Lender Criteria," December, 1995

FCI Spec Sheet

                     "Employment  Philosophy  for  a  Consulting  Practice,"
                      September, 1984

Florida Hotel & Motel Journal

                     "Rushmore Reports Rising Hotel Prices," February, 1995

Hotel and Motel Management

                     "Average Rate vs. Project Cost," May 1, 1974
                     "How to Increase the Marketability of Your Motel," April,
                      1981
                     "Tougher Lending, Lower Room Rate Hikes On Way?" June, 1981 "What is That Mortgage Loan Going to Cost You?" August,
                      1981
                     "How to Perform a Study of Your Property's Market,"
                      October, 1981
                     "How do High Interest Rates Affect Your Motel's Value?"
                      December, 1981
                     "How to Buy a Feasibility  Study That Works for You,"
                      February, 1982
                     "Settling Lease Conflicts  Quickly Through  Arbitration,"
                      April, 1982

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Hotel and Motel Management (continued)

                     "Are Casino Hotels Really Worth $500,000 Per Room?" June,
                      1982
                     "Discount Rates and Internal Rate of Return," August,
                      1982
                     "Determining a Property's Extended Life Cycle,"
                      November, 1982
                     "Using Microcomputers for Forecasting," December, 1982 "Update on Hotel Development Costs," January, 1983 "Estimating a Site's Worth by Finding Its Profit Value,"
                      June, 1983
                     "Hotel Construction May Be Slowing Down a Little Bit,"
                      April, 1983
                     "The Investor's Risk Sways to Prevailing Economic Winds,"
                      August, 1983
                     "Is Your Property Tax at as Low a Level as it Should Be?"
                      October, 1983
                     "The Ultimate Guest Room: Could it Ever Exist Anywhere?"
                      December, 1983

Hotel-Motor Inn Journal

                     A Preventive Maintenance System for Motels," March, 1975

Hotel Valuation Journal

                     "Hotel Valuation Index Peaks During 1989," Fall, 1990 "Hotel Development Costs," Winter, 1991
                     "Hotel Valuation Index for 1990," Spring, 1991
                     "Bad Year for Hotel Sales Prices Confirmed," Spring, 1992 "Hotel Sales Prices on the Rise," Fall, 1994
                     "United States Hotel Values Climb," Spring/Summer, 1995 "It's Time for Franchise Reform," Fall, 1995

Institutions/
Volume Feeding

                     "Greater Risk/Greater Profit Potential:  Hotel Management
                      Contract," May, 1973

Lodging Hospitality

                     "How to Finance Renovation Projects," January, 1974 "Controlling Your Real Estate Taxes," July, 1978 "Putting Together a Sound Financial Package," December,
                      1978
                     "Favorable Outlook for Lodging Values," December, 1983 "Are Your Property Taxes Too High? (Part I and II)," May
                      and June, 1984

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Lodging Hospitality (continued)

                     "Hotel Development Costs," July, 1984
                     "The Right Management Contract for You," September, 1984 "Selecting the Firm to Prepare Your Feasibility
                      Study," October, 1984
                     "A Quick How-To In Hotel Valuation," November, 1984 "Updating Lodging Interest Rates," December, 1984
                     "Is Your Guest Experience Up to Par?" January, 1985
                     "How to Perform a Breakeven Analysis," May, 1985 "Evaluating Operating Performance," June, 1985
                     "Hotel Lenders Toughen Underwriting Requirements," July,
                      1985
                     "Don't Forget the Pre-Opening Agreement," August, 1985 "Management Companies Should Participate in Financing,"
                      October, 1985
                     "Current Techniques for Valuing Hotel Land," November, 1985 "Hotel Development Costs," December, 1985
                     "Sourcing Debt Into the 1990's," January, 1986
                     "Hotel Valuation Thumb Rule," February, 1986
                     "Value in Use Versus Value in Exchange," March, 1986 "Stretching Feasibility," April, 1986
                     "The Management Question," May, 1986
                     "How to Commission a Feasibility Study," June, 1986
                     "Macro Trends Affecting Property Values," July, 1986 "Hotel-Motel Market Sales Update," August, 1986
                     "Financing Alternatives: Zero Coupon Mortgages," September,
                      1986
                     "Forecasting Lodging Energy Costs," October, 1986 "Portfolio Financing a Better Way," November, 1986
                     "Profit by Looking at History," December, 1986
                     "Why New York Isn't Overbuilt," February, 1987
                     "How to Discourage Hotel Overbuilding: A Case Study,"
                      April, 1987
                     "Structuring an Incentive Management Fee," June, 1987

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Lodging Hospitality (continued)

                     "Franchising Questions and Answers," July, 1987 "Comparing Hotel Development Costs," August, 1987 "Understanding Economic Life," September, 1987
                     "Prices Rise for Lodging Properties," October, 1987 "Management Companies Are Key to Success," November, 1987 "Evaluating a Management Contract Fee Structure,"
                      December, 1987
                     "Check Profits Before Selecting Hotel Operator," January,
                      1988
                     "It's a Good Time to Review Your Taxes," February, 1988 "How to Use a Management Company Rating System," March,
                      1988
                     "Make Sure Management Contracts Contain These Terms,"
                      April, 1988
                     "Hotel Access and Visibility," May, 1988
                     "Chain Sale Strategies," July, 1988
                     "Evaluating a Hotel Franchise," August, 1988
                     "Evaluating Franchise Fees," September, 1988
                     "Opportunities in Economy Lodging," October, 1988
                     "How to Obtain a Hotel Mortgage," November, 1988 "Arbitration in the Hospitality Industry," December, 1988 "Lodging Development Cost Update," January, 1989 "Amenities as Profit Builders," February, 1989
                     "Hotel Values Mirror the Times," March, 1989
                     "Forecasting Revenue and Expenses," April, 1989
                     "Real Estate Jargon Made Simple," May, 1989
                     "Pricing a Management Contract," June, 1989
                     "Trends in Valuation," July, 1989
                     "Rescuing the Distressed Hotel," August, 1989
                     "Shielding Against Incompetence," September, 1989
                     "Hotel Valuation Revisited," October, 1989
                     "New Breed of Hard Budgets," November, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Figuring Cap Rates," December, 1989
                     "A Glance Backward," January, 1990
                     "Costs Creeping Up," February, 1990
                     "Valuing Distressed Properties," March, 1990
                     "Cap and Discount Rates," April, 1990
                     "An Open Letter," May, 1990
                     "Misconceptions About Appraisals," June, 1990
                     "Hotel Values Still Growing," July, 1990
                     "Hotel Renovation is Key to `90s," August, 1990 "Time Right for Hotel Leases," September, 1990 "Getting a Fix on Rates," October, 1990
                     "The Wrinkles of Class," November, 1990
                     "A Glance Backward," December, 1990
                     "The Price Dropoff," January, 1991
                     "The Cost Washout," February, 1991
                     "Survival of the Fittest," March, 1991
                     "Looking Out and Up," April, 1991
                     "The Bottom is in Sight," May, 1991
                     "The Pitfalls of Liquidation," June, 1991
                     "Extra! Extra! Hospitality News," July, 1991
                     "The Art of Hotel Renovation," August, 1991
                     "No Better Time for a Tax Review," September, 1991 "No Time for Passivity," October, 1991
                     "What a Franchise Really Costs," November, 1991
                     "In Case You Hadn't Heard," January, 1992
                     "Negotiation - The Name of the Game," February, 1992 "Now Could be the Time to Build," March, 1992
                     "The Well May Stay Dry," April, 1992

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Hotel Life Expectancy," May, 1992
                     "Hotel Values - What a Downer," June, 1992
                     "How to Make Money Now," July, 1992
                     "Hotel Chain Class Survey," August, 1992
                     "Budget Dining with Rushmore," September, 1992 "Bookings Up, Rates Will Follow," October, 1992 "Hospitality Master's Good Preparation," November,
                      1992
                     "What's New on the Job Front?" January, 1993
                     "Where Have All the Hotels Gone?" February, 1993 "Hotel Building Costs Continue to Fall," March, 1993 "Hotel Values Head Upward," April, 1993
                     "The Rise and Fall of Trophy Hotels," May, 1993 "Hotel Sales and Prices Rebound," June, 1993
                     "Third Parties Loosening Purse Strings," July, 1993 "Beyond Recycling: The Ecotel," August, 1993
                     "Time to Reduce Property Taxes," September, 1993 "Lodging: The Way I See It," October, 1993
                     "Choosing an Appraiser," November, 1993
                     "Who Needs an Asset Manager?" January, 1994
                     "Investing by the Numbers," February, 1994
                     "Fire Your Staff and Lease Them Back," March, 1994 "Published Rates Hint at Recovery," April, 1994
                     "Now is the Time to Start Building," May, 1994 "Hotel Values Heading Up," June, 1994
                     "Farewell, Friend," July, 1994
                     "Sales Prices Creeping Up," August, 1994
                     "Selecting Green Hotel Supplies," September, 1994 "Don't Write Off Full-Service Hotels," October,
                      1994

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Lodging Hospitality (continued)

                     "Lodging REIT's Are on the Rise," November, 1994 "Going Back to the Future," January, 1995
                     "How much do Managers Make?" March, 1995
                     "Lodging Transactions Soared in '94," April, 1995 "Hotel Development Costs on the Rise," May, 1995 "Hotel Values up Significantly," June, 1995
                     "What a Franchise Costs over the Long Term," July,
                      1995
                     "Road Food Part II," August, 1995
                     "It's Time for Franchise Reform," September, 1995 "Extended Stay May Not Extend Your Profits,"
                      October, 1995
                     "The Year as I See It," November, 1995
                     "Cap Rate 101," January, 1996

Michigan Lodging

                     "Hotel Development Costs," January, 1988

The Mortgage and Real Estate Executives Report

                     "Atlantic City Building Game Involves High Stakes,"
                      August, 1979
                     "How Interest Rates Affect Real Estate Values,"
                      June, 1982
                     "Update on Hotel Development Costs," May 1, 1983

Motel-Hotel Insider

                     "The  $100,000  Plus  Hotel  Room Has Become a
                      Reality," November 19, 1979
                     "Update on Hotel Development Costs," April 4, 1983

NAIFA - The
Appraisal Review

                     "Hotel Valuation Techniques," Vol. 44, 1991

Real Estate Digest

                     "Why Should the Management Team be Important to
                      Hotel Lenders," Fall, 1988

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate
Finance Journal

                     "What is a Typical Fee for a Hotel Management
                      Contract?" Fall, 1988
                     "Hotel Franchise Fees," Winter 1989
                     "Why the Management Team Should be Important to
                      Hotel Lenders," Spring, 1989
                     "Hotel Values and Costs," Summer, 1989
                     "Structuring a Hotel Investment," Fall, 1989
                     "A Guide for Lenders Holding  Distressed  Hotel
                      Loans," Winter, 1990
                     "Estimating  Current  Interest  Rates  for Hotel
                      Financing," Spring, 1990
                     "Hotel Valuation Techniques," Summer, 1990
                     "Now is the Time to Review Your Hotel's Property
                      Taxes," Fall, 1990
                     "Property Tax Assessments for Hotels and Motels,"
                      Winter, 1991
                     "Putting Together Hotel Management  Agreements -
                      Part I," Spring 1991
                     "Putting Together Hotel Management  Agreements -
                      Part II," Summer, 1991
                     "The 1980s - The Decade of Change," Fall, 1991
                     "An Overview of the Hotel Industry: Past, Present,
                      and Future," Spring, 1994

Real Estate Forum

                     "Casino Hotels Raise Valuation Questions,"
                      November, 1981

Real Estate
Investment Ideas

                     "How Fuel and Energy Shortages Should Affect Investment
                      Decisions in the Hospitality Industry," March, 1974
                     "Upward Trend Continues for Sales Price of Hotel-Motel
                      Properties," May, 1988
                     "High Prices Paid for Hotel-Motel Properties," February,
                      1990

Real Estate Issues

                     "Employee Compensation for a Consulting Practice,"
                      Fall/Winter, 1985
                     "Hotel/Motel Market Sales Update," Spring/Summer,
                      1987

Real Estate Newsletter

                     "Computers in Hotel Appraising," May 15, 1989

Real Estate
Investment Ideas

                     "Hotel-Sales Update," Winter, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate Review

                     "Valuing Motels and Hotel in the Current Market,"
                      Fall, 1972
                     "Dealing With Distressed Hostelry Loans," Fall, 1975 "The Mortgage Underwriting Consultant Comes of
                      Age," Fall, 1977
                     "Real Estate Compensation," Winter, 1987

Real Estate Workouts
and Asset Management

                     "Stephen Rushmore on Directions in the Hospitality
                      Industry," September, 1992

Real Values

                     "Hotel Construction Cost Update," April, 1986

Restaurant and
Hotel Design
                     "How Much Should the Renovation Be?" March, 1986
                     "14 Notable Hotel Development Firms," December, 1987

Rushmore on Hotel Valuation

                     "Mortgage - Equity," Winter, 1979
                     "Atlantic City - From Bust to Boom," Winter, 1979 "Mortgage - Equity," Spring, 1979
                     "Developing Mortgage Data," Spring 1979
                     "Gasoline and Market Values, " Spring, 1979
                     "Mortgage - Equity," Fall, 1979
                     "Quantifying a Hotel's Business Value," Fall, 1979 "What Has Happened to Typical Hotel-Motel
                      Development Costs?," Fall, 1979
                     "Mortgage-Equity," Winter, 1980
                     "Extending Hotel Economic Life Through Renovation,"
                      Winter, 1980
                     "Estimating Hotel Land Values Using Comparable
                      Ground Leases," Winter, 1980
                     "Quantifying the Value of Personal Property to a
                      Going Hotel," Spring, 1980
                     "Recent Changes in New York City's Hotel Market,"
                      Spring, 1980
                     "Hotel-Motel Economic Lives," Fall, 1980
                     "Mortgage - Equity," Fall, 1980
                     "Mortgage - Equity," Winter, 1981
                     "Developing Mortgage Data," Winter, 1981
                     "Statistical  Support  for  Food  and  Beverage
                      Projections," Winter, 1981
                     "Mortgage - Equity," Spring/Summer, 1981

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Rushmore on Hotel Valuation (continued)

                     "Quantifying a Hotel's Demand," Spring/Summer, 1981
                     "A Five-Year Overview of Typical Hotel-Motel
                      Development Costs," Spring/Summer, 1981
                     "Mortgage - Equity," Winter/Spring, 1982
                     "Update on Hotel Capitalization Rates,"
                      Winter/Spring, 1982
                     "Mortgage - Equity," Summer/Fall, 1982
                     "Are Casino Hotels Really Worth $500,000 Per Room?"
                      Summer/Fall, 1982
                     "The Hotel-Motel Life Cycle, Summer/Fall, 1982
                     "Mortgage - Equity," Winter/Spring, 1983
                     "Update on Hotel Development Costs," Winter/Spring, 1983 "The Valuation of Hotels and Motels for Assessment
                      Purposes," Winter, 1984
                     "Hotel Capitalization Rates," Summer, 1984
                     "Hotel Development Cost Survey," Summer, 1984
                     "Selecting a Hotel Management Company," Fall, 1984 "Hotel Capitalization Rates," Spring, 1985
                     "How to Perform a Breakeven Analysis," Spring, 1985 "Hotel Capitalization Rates," Winter, 1986
                     "Hotel Development Costs," Winter, 1986
                     "Hotel Valuation Survey," Winter, 1987
                     "Impact of New Tax Laws on Hotel Values," Winter, 1987 "Hotel-Motel Market Sales Update," Winter, 1987 "Structuring an Incentive Management Fee," Fall, 1987 "Understanding Your Hotel's Economic Life," Fall, 1987 "Hotel Development Costs," Fall, 1987
                     "Hotel, Motel Market Sales Update," Winter, 1988 "Amenity Creep," Winter, 1989
                     "Hotel Franchise Fees," Winter, 1989
                     "Hotel Valuation Index," Fall, 1989
                     "Latest Trends in Hotel Values," Fall, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Tri-State Real Estate Journal

                     "Across the Nation: Hotel Sale Prices Escalate on Average,"
                      December 23, 1994

U.S. Real Estate Week

                     "All-Suites Market Entering Second Phase," May 4, 1987

Valuation

                     "Hotel-Motel Market Sales Update," February, 1987

Quarterly Newsletter
Hotel Valuation Journal

                     Professional newsletter with a circulation of 10,000

Real Estate Column
Lodging Hospitality

                     Real estate editor for a major monthly hospitality periodical

Hospitality Column
Real Estate Finance Journal

                     Contributing hospitality editor

Computer Software
Hospitality Valuation Software

                     Hotel financial software for room night analyses, income and expense forecasts, and valuation calculations - developed and distributed for the Appraisal Institute

Hotel-Motel Data
Hospitality Market Data
Exchange

                     National clearinghouse for information pertaining to hotel and motel transactions

Hotel Valuation Index

                     National index of hotel value trends for 24 individual market areas

Hospitality Seminar Series

                     Intensive short courses for hotel and restaurant professionals

Hotel Franchise Fees Analysis Guide

                     Analysis of hotel franchise fees and costs

Hospitality Bibliography

                     Comprehensive literature index of hotel and restaurant books and articles

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Awards
Robert H. Armstrong Award

                     For the most significant contribution to The Appraisal Journal in 1975

Activities

                     Commercial pilot, instrument, multi-engine; sailing; skiing

Corporate and Institutional Clients Served

Aetna Life Insurance
AIG Real Estate Investment
Aldrich Eastman and Waltch
Allstate
American Airlines
America's Best Inns
Arthur Anderson & Company
Bankers Trust Company
Bank of America
Bank of Boston
Bank of Montreal
Bank of New York
Bank of Nova Scotia
Bank of Tokyo
Bank One-Columbus
Banque Indosuez
Barclay's Bank
Baybank Boston
The Beacon Companies
Bear, Stearns & Company, Inc.
Best Inns
Best Western International
Boykin Management Co.
Bradbury Suites
C. Itoh
Caesar's World
California Dept. of Transportation
Chase Lincoln First Bank, N.A.
Chase Manhattan Bank
Chemical Bank
Chrysler Capital Corporation
CIGNA
Citibank
Citicorp Real Estate
City of Boston
City of Detroit
City of Grand Rapids
City of Kalamazoo
City of Orlando
City of Philadelphia
City of Santa Monica
City of Toronto
Columbia Sussex Corporation
Continental Illinois National Bank
Copley Real Estate Advisors
Corporex Development
CRI, Inc.
Cushman and Wakefield
Days Inns
Edward J. DeBartolo Corp.

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and Institutional Clients Served (continued)

Deer Valley Ski Corporation
Doubletree Hotels
Drury Inns
Econo Lodge
Economic Development Admin.
EIE Regent International
Embassy Suites
Equitable Life Assurance
Equitable Real Estate Investment
European American Bank
Fairmont Hotels
Federal Deposit Insurance Corp.
First Boston
First California Savings
First Interstate Bank
First National Bank of Chicago
Four Seasons Hotels
Goldman, Sachs
Greater Orlando Aviation Authority
Great Western Bank
Great Western Savings
Guest Quarters
Hampton Inns
Hilton Hotels, Corp.
Hilton International
Holiday Corporation
Holiday Inns
Home Savings of America
Howard Johnson's
Hudson Hotels Corporation
Hyatt Hotels
Industrial Bank of Japan
Interstate Hotels
The Irvine Company
ITT Commercial Finance Corp.
Japan Airlines
JDC (America) Corporation
John Q. Hammons
John Hancock Life Insurance
Johnson & Wales College
Kenneth Leventhal & Assoc.
Kidder Peabody & Company, Inc.
La Quinta
Larken, Inc.
Lexington Companies
Loews Hotels
Harry Macklowe Real Estate
Marine Midland Bank, N.A.
Marriott Corporation
MA Bay Transit Authority
Massachusetts Mutual Life
Mellon Bank
Meridien Hotels
Merrill Lynch
Merrill Lynch Capital Markets
Metropolitan Life Insurance
Microtel
Midlantic Bank

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and Institutional Clients Served (continued)

Mitsubishi
Morgan Guaranty Bank & Trust Co.
J.P. Morgan Investment Management
Morgan Stanley
Motel 6, Inc.
Mutual Benefit Co.
National Westminster Bank
New York Life Insurance
Nippon Credit Bank
Nomura Securities Int'l
North American Taisei Corporation
Northwestern Mutual Life
Omni Hotels
Parabas Bank
Prime Motor Inns
Property Capital Trust
Prudential Life Insurance
Radisson Hotels
Ramada Inns
Red Lion Inns
Regent International
Registry Hotels
Residence Inns
Resolution Trust Corporation
Rhode Island Hospital Trust
Ritz-Carlton Hotels
Rodeway Inns
Rose Associates
Salomon Brothers
San Antonio Hotel/Motel Assoc.
Sanwa Bank
Security Pacific Bank
Servico Management Corp.
Sheraton Hotels
Sonesta Hotels
Sonnenblick-Goldman
Steamboat Ski Corporation
Stouffer Hotels
Stratton Corporation
Sumitomo Bank
Summerfield Hotel Corporation
Super 8 Hotels
Swiss Bank Corporation
Taisei
Texas Commerce Bancshares, Inc.
Tishman Realty Corporation
Trans World Airlines
Travelers Insurance
TraveLodge
Trusthouse Forte
UBS Securities
Union Labor Life
United Bank of Switzerland
United Inns, Inc.
United States Steel
Universal Hotels
U.S. Air Force
U.S. Department of Justice

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and
Institutional Clients
Served (continued)

U.S. Department of the Army
U.S. Department of the Interior
U.S. Economic Development Authority
U.S. Trust Company
Walt Disney Productions
Westin Hotels
Williams Hospitality Corporation
Winegardner & Hammons
Winthrop Financial Associates
Wyndham Hotels
Zeckendorf Company

Appearance as
an Expert Witness

Administrative Law Court - SEC, Washington, DC
Appellate Tax Board, Boston, Massachusetts
Arbitration, Wayne, New Jersey
Assessment Appeals Board, Los Angeles County, Los Angeles, California Board of Equalization and Review, Washington, District of Columbia (2) Board of Taxation, Atlantic City, New Jersey
Bureau de Revision Evaluation Fonciere du Quebec, Montreal, Canada Circuit Court, Orange County, Orlando, Florida
Condemnation Review Board, Minneapolis, Minnesota
Corporation Committee, Rhode Island State Senate
Court  of  Common  Pleas,  Allegheny  County, Pennsylvania
Court of Common Pleas, Franklin County, Ohio
Court of Common Pleas, Montgomery, Pennsylvania
Court of Common Pleas, Pittsburgh, Pennsylvania
Court of Common Pleas, Philadelphia, Pennsylvania
Court of Queen's Bench of Alberta, Canada
District Court, Arapahoe County, Colorado
District Court, Dallas County, Texas
District Court, Harris County, Texas
District Court, Tarrant County, Texas
District  Court,  Hennepin  County,  Minneapolis, Minnesota
District Court, Knoxville, Tennessee
Federal Bankruptcy Court, Oakland, California
Federal Bankruptcy Court, Los Angeles, California

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Appearance as
an Expert Witness
(continued)

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Denver, Colorado
Federal Bankruptcy Court, District of Columbia
Federal Bankruptcy Court, Miami, Florida (2)
Federal Bankruptcy Court, Chicago, Illinois
Federal Bankruptcy Court, New Orleans, Louisiana
Federal Bankruptcy Court, Greenbelt, Maryland
Federal Bankruptcy Court, Baltimore, Maryland
Federal Bankruptcy Court, Rockville, Maryland
Federal Bankruptcy Court, Boston, Massachusetts
Federal Bankruptcy Court, Grand Rapids, Michigan
Federal Bankruptcy Court, Las Vegas, Nevada
Federal Bankruptcy Court, Newark, New Jersey (2)
Federal Bankruptcy Court, Manhattan, New York (2)
Federal Bankruptcy Court, Westbury, New York
Federal Bankruptcy Court, Philadelphia, Pennsylvania
Federal Bankruptcy Court, Reading, Pennsylvania
Federal Bankruptcy Court, Salt Lake City, Utah
Federal Bankruptcy Court, Madison, Wisconsin (2)
Federal District Court, Rochester, New York
Federal District Court, Philadelphia, Pennsylvania (2)
Judicial  Arbitration  and  Mediation  Services, Dallas, Texas
Michigan Tax Tribunal, Detroit, Michigan
New Jersey Tax Court, Newark, New Jersey (2)
Superior Court, District of Columbia
Superior Court, Clayton County, Georgia (2)
Superior Court of North Carolina
Superior Court, Nashua, New Hampshire
Supreme Court, New York State, Buffalo, New York
Supreme Court, New York State, Manhattan, New York
Supreme Court, New York State, Riverhead, New York

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Appearance as
an Expert Witness
(continued)

Tax Review Board, San Joaquin County, Stockton, California
Tax Review Board, Bangor, Maine
Tax Review Board, Schenectady, New York
Tax Review Board, Yorktown, New York
Tax Review Board, North Carolina
Tax Review Board, Philadelphia, Pennsylvania (2)
U.S. District Court, Wilmington, Delaware
U.S. District Court, Madison, Wisconsin

  ==============================================================================
  Partial List of Hotels/Motels, Appraised or Reviewed Internationally

  North America

  Canada

   - Delta Hotel, Calgary
   - Econo Lodge, Hull
   - Hotel Lord Berri, Montreal
   - Hotel Vogue, Montreal
   - Hyatt Regency, Montreal
   - Le Ragence Hyatt, Montreal
   - Holiday Inn, Oshawa, Ontario
   - Hotel Le Chantecler, Quebec
   - Bond Place Hotel, Toronto
   - Carlton Hotel, Toronto
   - Chelsea Hotel, Toronto
   - Delta Chelsea Hotel, Toronto
   - Four Seasons on the Park, Toronto
   - Inn on the Park, Toronto
   - Novotel Missisauga, Toronto
   - Ramada Inn, Toronto
   - Sutton Hotel, Toronto
   - Toronto Marriott East, Toronto
   - Westbury Hotel, Toronto
   - Burnaby Villa Inn, Vancouver
   - Four Seasons Hotel, Vancouver
   - Sheraton Land Mark, Vancouver
   - Sheraton Plaza 500, Vancouver
   - Four Seasons Yorkville Hotel, Yorkville

  United States

  Alabama
   - MEI - Birmingham West, Bessemer
   - Comfort Inn, Birmingham
   - Courtyard by Marriott, Birmingham
   - Courtyard by Marriott-Hoover, Birmingham
   - Courtyard By Marriott/Homewood, Birmingham
   - Crown Sterling Suites, Birmingham
   - Fairfield Inn, Birmingham
   - Holiday Inn, Birmingham
   - Howard Johnson, Birmingham
   - Knights Inn, Birmingham
   - Ramada Inn, Birmingham
   - Residence Inn by Marriott, Birmingham
   - Still Waters Resort, Dadeville
   - Ramada Inn, Gadsden
   - Sheraton Hotel, Gulf Shores
   - Courtyard by Marriott, Huntsville
   - Knights Inn, Huntsville
   - Marriott Hotel-Proposed, Huntsville
   - La Quinta Inn, Huntsville University
   - Days Inn, Mobile
   - Hotel - Proposed, Mobile
   - Inn-Proposed, Mobile
   - Stouffer Riverview, Mobile
   - Courtyard by Marriott, Montgomery
   - Fairfield Inn, Montgomery
   - Holiday Inn-Downtown, Montgomery
   - Holiday Inn-East, Montgomery
   - Howard Johnson, Montgomery
   - La Quinta Inn, Montgomery
   - Residence Inn, Montgomery
   - Marriott's Grand Hotel, Point Clear
   - Holiday Inn, Sheffield
   - La Quinta, Tuscaloosa
   - Masters Economy Inn, Tuscaloosa
   - Proposed Extended Stay, West Mobile

  Alaska
   - Barratt Inn, Anchorage
   - Clarion Hotel, Anchorage
   - Holiday Inn, Anchorage
   - Hotel Captain Hook, Anchorage
   - International Airport Inn, Anchorage
   - Sheraton Anchorage Hotel, Anchorage

  Arizona
   - Holiday Inn, Bullhead City
   - Embassy Suites, Camelback
   - Compri Hotel-Proposed, Chandler
   - Quality Inn, Chandler
   - Ramada Inn, Chandler
   - AmeriSuite Hotel-Proposed, Flagstaff
   - Holiday Inn, Flagstaff
   - Motel 6, Flagstaff
   - Rodeway Inn, Flagstaff
   - Bright Angel Lodge, Grand Canyon
   - El Tovar Hotel, Grand Canyon
   - Grand Canyon National Park, Grand Canyon
   - Kachina Lodge, Grand Canyon
   - Maswik Lodge, Grand Canyon
   - Moqui Lodge, Grand Canyon
   - Phantom Ranch, Grand Canyon
   - Thunderbird Lodge, Grand Canyon
   - Yavapai Lodge, Grand Canyon
   - Hampton Inn-Proposed, Holbrook
   - Moqui Lodge, Kaibab National Forest
   - Rodeway Inn, Kingman
   - Nautical Inn Resort, Lake Havasu City
   - Lexington Hotel Suites, Mesa
   - Biosphere II Conference Center, Oracle
   - Best Western-Per Diem, Phoenix
   - Bobby McGee's, Phoenix
   - Caravan Inn, Phoenix
   - Compri Hotel-Proposed, Phoenix
   - Courtyard by Marriott-Black Canyon, Phoenix
   - Courtyard by Marriott-Mesa, Phoenix
   - Crescent Phoenix Hotel, Phoenix
   - Crown Sterling Suites, Phoenix
   - Days Inn, Phoenix
   - Doubletree Inn at Park Central, Phoenix
   - Embassy Suites, Phoenix
   - Embassy Suites-Biltmore, Phoenix
   - Executive Park Hotel, Phoenix
   - Fountain Suites Hotel, Phoenix
   - Granada Royale-Camelhead, Phoenix
   - Hilton Hotel, Phoenix
   - Holiday Inn, Phoenix
   - Hyatt Regency, Phoenix
   - La Quinta Hotel, Phoenix
   - Lexington Hotel Suites, Phoenix
   - Newton's Sands, Phoenix
   - Phoenician Golf & Tennis Resort, Phoenix
   - Pointe Hilton at Tapatio Cliffs, Phoenix
   - Quality Inn, Phoenix
   - Ramada Inn-Airport, Phoenix
   - Ramada Inn-East, Phoenix
   - Ritz Carlton, Phoenix
   - Sunburst Resort Hotel, Phoenix
   - Hassayampa Inn, Prescott
   - Clarion Inn at McCormick Ranch, Scottsdale
   - Conference Center, Scottsdale
   - Courtyard by Marriott-Mayo, Scottsdale
   - Doubletree Inn at Scottsdale Mall, Scottsdale
   - Fairfield Inn, Scottsdale
   - Fashion Square Hotel, Scottsdale
   - Loews Paradise Resort, Scottsdale
   - Marriott Camelback Inn, Scottsdale
   - Marriott Mountain Shadows, Scottsdale
   - Mountain Shadows Resort, Scottsdale
   - Orange Tree Resort, Scottsdale
   - Ramada-Valley Ho, Scottsdale
   - Red Lion's La Posada Resort, Scottsdale
   - Registry Resort, Scottsdale
   - Rodeway Inn, Scottsdale
   - Scottsdale Princess, Scottsdale
   - Sheraton Scottsdale Resort, Scottsdale
   - The Phoenician, Scottsdale
   - Valley Ho, Scottsdale
   - John Gardiner's Enchantment, Sedona
   - L'Auberege de Sedona, Sedona
   - Los Abrigados, Sedona
   - Orchards Inn, Sedona
   - Hotel-Proposed, Sierra Vista
   - Motel 6, Sierra Vista
   - Temple Bar Resort, Temple Bar
   - Coachman Inn - Proposed, Tolleson/Phoenix
   - Tubac Resort, Tubac
   - Canyon Ranch, Tucson
   - Coachman Inn-Proposed, Tucson
   - Courtyard by Marriott, Tucson
   - Doubletree Inn, Tucson
   - Embassy Suites, Tucson
   - Granada Royale Hometel-E. Broadway, Tucson
   - Hotel Park Tucson-Proposed, Tucson
   - Lexington Suites Hotel, Tucson
   - Loews Hotel, Tucson
   - Resort Hotel-Proposed, Tucson
   - Rodeway Inn, Tucson
   - Sunbelt Commerce Center Hotel, Tucson
   - La Quinta Inn, Tucson East
   - Bobby McGee's, Tuscon
   - Radisson Suite Hotel, Tuscon
   - Ventana Canyon Golf and Racquet, Tuscon
   - Ramada Inn, Union Hill

  Arkansas
   - Sheraton Inn, Fort Smith
   - Hilton, Hot Springs
   - Holiday Inn-Lake Hamilton, Hot Springs
   - Courtyard by Marriott, Little Rock
   - Holiday Inn, Little Rock
   - Legacy Hotel, Little Rock
   - Little Rock Hilton, Little Rock
   - Masters Economy Inn, Little Rock
   - Red Carpet Inn, Little Rock
   - Super 8, Little Rock
   - Masters Economy Inn, North Little Rock
   - Masters Economy Inn, Protho-Junction
   - Holiday Inn, Texarkana

  California
   - Hampton Inn, Agoura Hills
   - Ramada Inn, Agoura Hills
   - Residence Inn-Proposed, Agoura Hills
   - Island Motel, Almeda
   - Anaheim Hilton & Towers, Anaheim
   - Anaheim Park Motor Inn, Anaheim
   - Anaheim Plaza Hotel, Anaheim
   - Best Western Pavillions, Anaheim
   - Carousel Inn, Anaheim
   - Conestoga Hotel, Anaheim
   - Courtyard by Marriott, Anaheim
   - Crown Sterling Suites, Anaheim
   - Disneyland Hotel, Anaheim
   - Golden Forest Motel, Anaheim
   - Hampton Inn, Anaheim
   - Hilton, Anaheim
   - Holiday Inn Anaheim Center, Anaheim
   - Hotel-Proposed, Anaheim
   - Marriott Hotel, Anaheim
   - Pan Pacific Hotel, Anaheim
   - Pitcairn Motel, Anaheim
   - Raffles Inn, Anaheim
   - Ramada Maingate/Disneyland Hotel, Anaheim
   - Roger Morris Inn, Anaheim
   - Stovall's Inn, Anaheim
   - The Station Inn, Anaheim
   - Travelodge Inn at the Park, Anaheim
   - AmeriSuite, Anaheim Hills
   - Comfort Inn, Anahiem
   - Mansouri Hotel, Antioch
   - Red Lion, Apple Valley
   - Hampton Inn, Arcadia
   - Residence Inn, Arcadia
   - Hilton Lodge, Arrowhead Lake
   - Auburn Inn, Auburn
   - Sleep Inn, Auburn
   - Allstar Inn, Bakersfield
   - Clarion Hotel, Bakersfield
   - Courtyard by Marriott, Bakersfield
   - Economy Inn, Bakersfield
   - Ramada Inn, Bakersfield
   - Red Lion Hotel, Bakersfield
   - Residence Inn, Bakersfield
   - Rodeway Inn, Bakersfield
   - Hilton Hotel, Baldwin Park
   - San Gabriel Valley Hotel, Baldwin Park
   - The Hilton Hotel, Baldwin Park
   - Allstar Inn, Barstow
   - Economy Inn, Barstow
   - Marriott Berkeley Marina, Berkeley
   - Shattuck Hotel, Berkeley
   - Beverly Hills Hotel, Beverly Hills
   - Beverly Rodeo Hotel, Beverly Hills
   - Beverly Wilshire Hotel, Beverly Hills
   - Hilton Hotel-Cresthil, Beverly Hills
   - L'Ermitage, Beverly Hills
   - Peninsula Hotel, Beverly Hills
   - Best Western, Big Bear Lake
   - Big Bear Hotel, Big Bear Lake
   - Big Bear Lake Resort, Big Bear Lake
   - Big Bear Towering Pines, Big Bear Lake
   - Motel 6, Big Bear Lake
   - Post Ranch, Big Sur
   - Ventana Inn, Big Sur
   - Rodeway Inn, Blythe
   - Courtyard by Marriott, Brea
   - Holiday Inn, Brentwood
   - Courtyard by Marriott, Buena Park
   - Fairfield Inn, Buena Park
   - Hampton Inn, Buena Park
   - Holiday Inn, Buena Park
   - Crowne Sterling Suites, Burlingame
   - Hyatt Regency, Burlingame
   - Mariott Hotel - SFO, Burlingame
   - Marriott, Burlingame
   - Marriott-San Francisco Airport, Burlingame
   - Radisson Hotel-Proposed, Burlingame
   - Sheraton Hotel, Burlingame
   - Courtyard by Marriott, Camarillo
   - Best Western Fireside Inn, Cambria
   - Cambria Pines Lodge, Cambria
   - Residence Inn, Campbell
   - Hotel-Proposed, Capitola
   - Resort Hotel, Spa & Conference Ctr., Capitola
   - Allstar Inn, Carlsbad
   - Carlsbad Inn, Carlsbad
   - Inn of America, Carlsbad
   - La Costa Hotel and Spa, Carlsbad
   - Olympic Resort Hotel, Carlsbad
   - Tickle Pink Inn, Carmel
   - Allstar Inn, Carpinteria
   - Desert Princess Country Club, Cathedral City
   - Royce Suites Hotel, Cathedral City
   - Digger Bay, Central Valley
   - Marriott Hotel-Proposed, Century City
   - Westin Century Plaza Hotel, Century City
   - Neighborhood Inn-Proposed, Chatsworth
   - Red Lion Hotel, Chico
   - Otay Valley Inn, Chula Vista
   - Travelodge-Otay Valley, Chula Vista
   - Ramada Inn, City of Commerce
   - Sheraton Hotel, City of Industry
   - Allstar Inn, Coalinga
   - Harris Ranch Restaurant/Inn, Coalinga
   - Howard Johnson, Colton
   - Best Western Willow Tree Inn, Compton
   - Concord Hotel, Concord
   - Hilton Hotel, Concord
   - The Trees Inn, Concord
   - Motel 6, Corona
   - Hotel del Coronado, Coronado
   - Loews Coronado Bay Resort, Coronado
   - Madera Village Inn, Corte Madera
   - Ha' Penny Inn, Costa Mesa
   - La Quinta Hotel, Costa Mesa
   - Marriott Suites, Costa Mesa
   - Red Lion Hotel, Costa Mesa
   - Residence Inn, Costa Mesa
   - Pacifica Hotel, Culver City
   - Ramada Inn, Culver City
   - Courtyard by Marriott, Cupertino
   - Doubletree Hotel, Cupertino
   - Doubletree Hotel, Dana Point
   - Spa-Proposed, Danville
   - El Rancho, Davis
   - Furnace Creek Resort, Death Valley
   - Stovepipe Wells Village, Death Valley
   - Hilton, Del Mar
   - Days Inn, Diamond Bar
   - Compri Hotel, El Segundo
   - Proposed Summerfield, El Segundo
   - Days Inn, Emeryville
   - Holiday Inn-Bay Bridge, Emeryville
   - Lyons Restaurant, Emeryville
   - Budget Motel, Encinitis
   - Marriott Tenaya Lodge-Proposed, Fishcamp
   - Holiday Inn, Fort Myers Beach
   - All Suites Hotel/Athletic Club, Foster City
   - Clubtel-Proposed, Foster City
   - Courtyard by Marriott, Foster City
   - Holiday Inn, Foster City
   - Courtyard by Marriott, Fremont
   - Fremont Hotel, Fremont
   - Motel 6, Fremont
   - Residence Inn, Fremont
   - Allstar Inn, Fresno
   - AmeriSuite, Fresno
   - Chateau Inn, Fresno
   - Courtyard by Marriott, Fresno
   - Economy Inn, Fresno
   - Hacienda, Fresno
   - Holiday Inn, Fresno
   - Holiday Inn-Fresno Airport, Fresno
   - Howard Johnson Motel, Fresno
   - Piccadilly Inn, Fresno
   - Travelers Inn, Fresno
   - Travelers Lodge, Fresno
   - Griswold's Hotel, Fullerton
   - Holiday Inn, Fullerton
   - Marriott Hotel, Fullerton
   - Hotel-Proposed, Garden Grove
   - Hyatt Regency Alicante, Garden Grove
   - Princess Hotel, Garden Grove
   - Motel 6, Gilroy
   - Hyatt Regency-Proposed, Goleta
   - Allstar Inn, Hacienda Heights
   - Courtyard by Marriott, Hacienda Heights
   - Half Moon Bay Lodge, Half Moon Bay
   - Courtyard by Marriott, Harbor Boulevard
   - Grosvenor, Harborside-Pt. Loma
   - Inn at Foss Creek, Healdsburg
   - Chateau Marmont, Hollywood
   - Hollywood Palm Hotel, Hollywood
   - Sunset Towers Hotel, Hollywood
   - Waterfront Hilton Hotel, Huntington Beach
   - Compri Hotel, Hutton Centre
   - Grand Champions Resort, Indian Wells
   - Stouffer Esmerelda Resort, Indian Wells
   - Courtyard By Marriott, Irvine
   - Courtyard by Marriott - Proposed, Irvine
   - Embassy Suites, Irvine
   - Hilton Hotel, Irvine
   - Holiday Inn, Irvine
   - Hyatt Hotel, Irvine
   - La Quinta-Proposed, Irvine
   - Marriott Hotel, Irvine
   - Marriott-Proposed, Irvine
   - Registry Hotel, Irvine
   - Residence Inn-Proposed, Irvine
   - Amador Inn, Jackson
   - Embassy Suites, La Jolla
   - Hotel-Proposed, La Jolla
   - La Jolla Property, La Jolla
   - La Jolla Village Inn, La Jolla
   - Marriott Hotel, La Jolla
   - Residence Inn, La Jolla
   - Days Inn-Proposed, La Palma
   - PGA West Resort - Proposed, La Quinta
   - Lafayette Park Hotel, Lafayette
   - Laguna Shores, Laguna Beach
   - Holiday Inn, Laguna Hills
   - Ryokan Hotel-Proposed, Laguna Hills
   - Villa Valencia, Laguna Hills
   - Ritz Carlton, Laguna Niguel
   - Lake Mohave Resort, Lake Mohave
   - Resort at Squaw Creek, Lake Tahoe
   - Courtyard by Marriott, Larkspur Landing
   - Hilton, Las Cruces
   - Surf and Sand Hotel, Leguna Beach
   - Holiday Inn, Lido Beach
   - Motel-Proposed, Little Lake
   - Residence Inn, Livermore
   - Residence Inn-Proposed, Livermore
   - Breakers Hotel, Long Beach
   - Holiday Inn, Long Beach
   - Holiday Inn Airport, Long Beach
   - Marriott Hotel-Long Beach Airport, Long Beach
   - Marriott Hotel-Proposed, Long Beach
   - Ramada Renaissance Hotel, Long Beach
   - Residence Inn, Long Beach
   - Sheraton Long Beach & Office Tower, Long Beach
   - Airport Park Hotel, Los Angeles
   - Bel Age, Los Angeles
   - Biltmore Hotel, Los Angeles
   - Century Inn, Los Angeles
   - Checkers Hotel, Los Angeles
   - Courtyard by Marriott-Irvine Main, Los Angeles
   - Courtyard by Marriott-LAX Airport, Los Angeles
   - Crown Sterling Suites, Los Angeles
   - Days Inn, Los Angeles
   - Econo Lodge-Proposed, Los Angeles
   - Embassy Suites, Los Angeles
   - Embassy Suites-LAX-Proposed, Los Angeles
   - Four Seasons, Los Angeles
   - Hampton Inn-LAX, Los Angeles
   - Herrick and Campbell, Los Angeles
   - Hilton & Towers-LAX, Los Angeles
   - Hilton Hotel, Los Angeles
   - Holiday Inn Crowne Plaza-LAX, Los Angeles
   - Le Montrose Hotel, Los Angeles
   - Ma Maison Sofitel, Los Angeles
   - Macklowe Hotel, Los Angeles
   - Marriott Century City, Los Angeles
   - MCA Hotel-Proposed, Los Angeles
   - New Otani Hotel, Los Angeles
   - Playa Vista Development, Los Angeles
   - Stouffer Concourse Hotel, Los Angeles
   - Westin Bonaventure, Los Angeles
   - Westwood Marquis Hotel, Los Angeles
   - Los Gatos Lodge, Los Gatos
   - Macienda Inn, Los Gatos
   - Toll House Inn, Los Gatos
   - Residence Inn, Manhattan Beach
   - All Suite Hotel, Marina Del Rey
   - Marina Beach Hotel, Marina del Rey
   - Marina del Rey Hotel and Marina, Marina del Rey
   - Marina Suites Hotel, Marina Del Rey
   - Marriott Marina Del Rey, Marina Del Rey
   - Residence Inn, Meriden
   - Quality Suites Hotel - Proposed, Millbrae
   - Beverly Heritage Hotel, Milpitas
   - Crown Sterling Suites, Milpitas
   - Holiday Inn, Milpitas
   - Courtyard by Marriott, Mira Mesa
   - Grosvenor, Mission Bay
   - Motel Orleans, Modesto
   - Red Lion Hotel, Modesto
   - Red Lion-Proposed, Modesto
   - Carmel Mission Inn, Monterey
   - Doubletree Inn, Monterey
   - Former Monterey Hilton Hotel, Monterey
   - Monterey Plaza, Monterey
   - Plaza Hotel, Monterey
   - Sheraton Hotel, Monterey
   - Pebble Beach Company, Monterey County
   - Inn at Morro Bay, Morro Bay
   - Residence Inn, Mountain View
   - Inn at Napa Valley, Napa
   - Best Western Inn, Napa Valley
   - Clarion Hotel-Napa Valley, Napa Valley
   - Silverado, Napa Valley
   - Ha'Penny Motel, National City
   - Allstar Inn, Needles
   - Hilton-Newark/Fremont, Newark
   - Four Seasons Hotel, Newport Beach
   - Hotel Meridien, Newport Beach
   - Hyatt Newporter, Newport Beach
   - Newporter Resort, Newport Beach
   - Sheraton, Newport Beach
   - Days Inn-Proposed, North Hollywood
   - Northstar, North Lake Tahoe
   - Ramada Inn, Norwalk
   - Impact Study - Proposed Hotel, Oakdale
   - Hilton Inn, Oakland
   - Holiday Inn, Oakland
   - Holiday Inn-Oakland Airport, Oakland
   - Parc Oakland Hotel, Oakland
   - Resort - Proposed, Olympic Valley
   - Resort at Squaw Creek-Proposed, Olympic Valley
   - Clarion Hotel, Ontario
   - Compri Hotel, Ontario
   - Fairfield Inn, Ontario
   - Holiday Inn, Ontario
   - Lexington Hotel Suites, Ontario
   - Red Lion Hotel, Ontario
   - Doubletree Hotel, Orange
   - Woodfin Suites, Orange
   - Embassy Suites, Palm Desert
   - Marriott Desert Springs, Palm Desert
   - Canyon Resort, Palm Springs
   - Compri Hotel-Proposed, Palm Springs
   - Courtyard by Marriott, Palm Springs
   - Desert Princess, Palm Springs
   - Grand Champions Resort, Palm Springs
   - International Hotel and Resort, Palm Springs
   - Ocotillo Lodge, Palm Springs
   - Palm Canyon, Palm Springs
   - PGA West Resort-Proposed, Palm Springs
   - Spa Hotel at Mineral Springs, Palm Springs
   - Westin Hotel, Palm Springs
   - Grosvenor, Palmdale
   - Super 8, Palmdale
   - Cowper Square, Palo Alto
   - Garden Court, Palo Alto
   - Holiday Inn, Palo Alto
   - Stanford Park, Palo Alto
   - Marriott, Paradise Valley
   - All Suite Hotel-Proposed, Pasadena
   - Doubletree Hotel, Pasadena
   - Holiday Inn, Pasadena
   - Cascade Ranch Lodge, Pescadero
   - Elk Lodge, Petaluma
   - Hotel Petaluma, Petaluma
   - Hilton-Proposed, Pismo Beach
   - Hilton-Sea Point, Pismo Beach
   - Holiday Inn, Pismo Beach
   - Hotel-Proposed, Pismo Beach
   - Pismo II, Pismo Beach
   - Fairfield Inn, Placentia
   - Residence Inn, Placentia
   - Howard Hughes Center, Playa Vista
   - Pleasant Hill Inn, Pleasant Hill
   - Residence Inn, Pleasant Hill
   - Club Hilton Hotel-Proposed, Pleasanton
   - Compri Hotel, Pleasanton
   - Courtyard by Marriott, Pleasanton
   - Hilton, Pleasanton
   - Holiday Inn, Pleasanton
   - Pleasanton Creek, Pleasanton
   - Shilo Inn - Hilltop, Pomona
   - Compri Hotel, Rancho Bernardo
   - Radisson Suites, Rancho Bernardo
   - Comfort Inn Motel, Rancho Cordova
   - Courtyard by Marriott, Rancho Cordova
   - Economy Inn, Rancho Cordova
   - El Rancho, Rancho Cordova
   - Quality Suites-Proposed, Rancho Cordova
   - Sheraton Sunrise, Rancho Cordova
   - Marriott Rancho Las Palmas, Rancho Mirage
   - Mission Hills Hotel, Rancho Mirage
   - Resort Hotel-Proposed, Rancho Mirage
   - Westin Mission Hills Resort, Rancho Mirage
   - Bridge Bay Resort, Redding
   - Grand Manor Inn, Redding
   - La Quinta Inn, Redding
   - Motel 6, Redding
   - Motel Orleans, Redding
   - Red Lion Inn, Redding
   - Shasta Inn, Redding
   - Portofino Hotel & Yacht Club, Redondo Beach
   - Sheraton, Redondo Beach
   - Sofitel Redwood Shores, Redwood
   - Days Inn, Richmond
   - Best Western Carraige Inn, Ridgecrest
   - Days Inn, Riverside
   - Mission Inn-Proposed, Riverside
   - Omni Mission Inn, Riverside
   - Sheraton Hotel, Riverside
   - Red Lion Inn, Rohnert Park
   - Crown Sterling Suites, S.San Fransicso
   - Allstar Inn, Sacramento
   - Arco Arena II-Proposed, Sacramento
   - Arco Park, Sacramento
   - Catering Center - Proposed, Sacramento
   - Clarion Hotel, Sacramento
   - Compri Hotel-Proposed, Sacramento
   - Courtyard by Marriott, Sacramento
   - Courtyard by Marriott-S. Natomas, Sacramento
   - Hilton Hotel, Sacramento
   - Holiday Inn-Capital Plaza, Sacramento
   - Hotel-Proposed, Sacramento
   - Hyatt Arbitrat, Sacramento
   - Hyatt Regency, Sacramento
   - La Quinta Hotel, Sacramento
   - Motel Orleans, Sacramento
   - Radisson Hotel, Sacramento
   - Red Lion Inn, Sacramento
   - Residence Inn, Sacramento
   - Sacramento Inn, Sacramento
   - Sierra Inn, Sacramento
   - Sterling Hotel, Sacramento
   - Travelers Inn, Sacramento
   - Woodlake Inn, Sacramento
   - Harvest Inn, Saint Helena
   - Courtyard by Marriott, San Bruno
   - San Carlos Motel Development, San Carlos
   - Atlas Hotels/Mission Valley Inn, San Diego
   - Best Western Seven Seas Motor Lodge, San Diego
   - Budget Motel of America, San Diego
   - Catamaran Resort Hotel, San Diego
   - Center Pointe Development, San Diego
   - Comfort Inn, San Diego
   - Courtyard by Marriott-Mira Mesa, San Diego
   - Doubletree Hotel, San Diego
   - Embassy Suites, San Diego
   - Executive Lodge, San Diego
   - Hanalei Hotel, San Diego
   - Harbor Island Hotel-Proposed, San Diego
   - Harborside Inn-Point Loma, San Diego
   - Harbortown Marina Resort, San Diego
   - Holiday Inn Montgomery Airport, San Diego
   - Holiday Inn-Embarcadero, San Diego
   - Holiday Inn-Harbor View, San Diego
   - Horton Grand Saddlery, San Diego
   - Horton Park Plaza Hotel, San Diego
   - Howard Johnson Hotel, San Diego
   - Inter-Continental Hotel & Marina, San Diego
   - Kings Inn, San Diego
   - La Jolla Village Inn, San Diego
   - La Quinta Hotel, San Diego
   - Marriott Hotel-Mission Valley, San Diego
   - Marriott Twin Towers and Marina, San Diego
   - Mission Valley Inn, San Diego
   - Omni Hotel, San Diego
   - Radisson Hotel, San Diego
   - Ramada Inn, San Diego
   - Ramada Limited Suites, San Diego
   - Ramada Old Town, San Diego
   - Ramada Rancho Penasquitos, San Diego
   - Red Lion Inn, San Diego
   - Regency Plaza Hotel, San Diego
   - San Diego Marriott, San Diego
   - Seven Seas Lodge, San Diego
   - Sheraton Grand, San Diego
   - Sheraton Harbor Island East, San Diego
   - Super 8-Point Loma, San Diego
   - Symphony Towers, San Diego
   - Town and Country Hotel, San Diego
   - Travelodge Hotel Plaza, San Diego
   - U.S. Grant Hotel, San Diego
   - Westin-Proposed, San Diego
   - Abagail Inn, San Francisco
   - Bellevue Hotel, San Francisco
   - Cable Motor Inn, San Francisco
   - California Cafe, San Francisco
   - Campton Place, San Francisco
   - Cartwright Hotel, San Francisco
   - Chancellor Hotel, San Francisco
   - Clarion Inn-San Francisco Airport, San Francisco
   - Comfort Inn, San Francisco
   - Courtyard by Marriott-Airport, San Francisco
   - Embarcadero Inn, San Francisco
   - Fairmont Hotel, San Francisco
   - Grand Hyatt, San Francisco
   - Grosvenor Clift Hotel, San Francisco
   - Harbor Court Hotel, San Francisco
   - Hilton Hotel, San Francisco
   - Holiday Inn - Union Square, San Francisco
   - Holiday Inn Crowne Plaza, San Francisco
   - Holiday Inn-Civic Center, San Francisco
   - Holiday Inn-Fisherman's Wharf, San Francisco
   - Holiday Inn-Golden Gateway, San Francisco
   - Holiday Inn-South, San Francisco
   - Holiday Lodge, San Francisco
   - Hotel Diva, San Francisco
   - Hotel Meridien, San Francisco
   - Hotel Union Square, San Francisco
   - Hotel-Proposed, San Francisco
   - Hyatt Fisherman's Wharf, San Francisco
   - Hyatt Regency Embarcadero, San Francisco
   - Inn at Fisherman's Wharf, San Francisco
   - Inn at the Opera, San Francisco
   - Inn-Proposed, San Francisco
   - Juliana Hotel, San Francisco
   - King George Hotel, San Francisco
   - La Quinta Inn, San Francisco
   - La Quinta-Airport, San Francisco
   - Lambourne Hotel, San Francisco
   - Laurel Motor Inn, San Francisco
   - Majestic Hotel, San Francisco
   - Manx Hotel, San Francisco
   - Mark Twain, San Francisco
   - Marriott, San Francisco
   - Marriott San Francisco-Proposed, San Francisco
   - Marriott-Airport, San Francisco
   - Orchard Hotel, San Francisco
   - Pan Pacific Hotel, San Francisco
   - Parc 55 Hotel, San Francisco
   - Park Hyatt Hotel, San Francisco
   - Portman Hotel, San Francisco
   - Prescott Hotel, San Francisco
   - Queen Anne Hotel, San Francisco
   - Ramada Hotel, San Francisco
   - Regis Hotel, San Francisco
   - Ritz-Carlton Hotel, San Francisco
   - San Franciscan, San Francisco
   - San Francisco Hotel, San Francisco
   - Savoy Hotel, San Francisco
   - Sheraton Palace Hotel, San Francisco
   - Sheraton-Fisherman's Wharf, San Francisco
   - Sir Francis Drake Hotel, San Francisco
   - Stanford Court, San Francisco
   - Stouffer Stanford Court Hotel, San Francisco
   - Super 8-Fisherman's Wharf, San Francisco
   - Westin St. Francis, San Francisco
   - Crowne Sterling Suites, San Francisco - South
   - Olympic Club Golf Course, San Francisco/San Mateo
   - Budget Inn, San Jose
   - Courtyard by Marriott, San Jose
   - Cozy 8 Arena Hotel, San Jose
   - Fairmont Hotel, San Jose
   - Holiday Inn, San Jose
   - Ramada Renaissance, San Jose
   - Red Lion Inn, San Jose
   - Islander Motel, San Leandro
   - Apple Farm Inn, San Luis Obispo
   - Embassy Suites, San Luis Obispo
   - Holiday Inn, San Luis Obispo
   - Los Nomados Resort, San Luis Obispo
   - Twin Oaks Golf Course, San Marcos
   - Dunfey San Mateo Hotel, San Mateo
   - Compri Hotel-Proposed, San Pedro
   - Embassy Suites Hotel, San Rafael
   - Marriott Hotel-Proposed, San Ramon
   - Residence Inn, San Ramon
   - AAA Inn, Santa Ana
   - California Palms Hotel, Santa Ana
   - Comfort Inn, Santa Ana
   - Compri Hotel, Santa Ana
   - Embassy Suites Santa Ana, Santa Ana
   - Executive Lodge, Santa Ana
   - Howard Johnson, Santa Ana
   - Quality Inn, Santa Ana
   - Ramada Inn-Orange County, Santa Ana
   - El Encanto Hotel, Santa Barbara
   - Fess Parker's Red Lion Resort, Santa Barbara
   - Four Seasons Hotel, Santa Barbara
   - Montecito Inn, Santa Barbara
   - San Ysidro Ranch, Santa Barbara
   - Santa Barbara Inn, Santa Barbara
   - Biltmore Hotel & Suites, Santa Clara
   - Days Inn, Santa Clara
   - Doubletree Hotel, Santa Clara
   - Embassy Suites, Santa Clara
   - Inn At Saratoga, Santa Clara
   - Marriott Hotel, Santa Clara
   - Quality Suites Hotel, Santa Clara
   - Dream Inn, Santa Cruz
   - Hilton, Santa Maria
   - Motel 6, Santa Maria
   - Econo Lodge-Proposed, Santa Monica
   - Holiday Inn, Santa Monica
   - Holiday Inn at the Pier, Santa Monica
   - Park Hyatt Hotel, Santa Monica
   - Santa Monica Beach Hotel, Santa Monica
   - Santa Monica/Slatkin, Santa Monica
   - Allstar Inn, Santa Rosa
   - Doubletree Hotel, Santa Rosa
   - Fountaingrove Inn, Santa Rosa
   - Holiday Inn, Santa Rosa
   - Round Barn Inn-Proposed, Santa Rosa
   - Sheraton Round Barn, Santa Rosa
   - Days Inn, Seaside
   - Embassy Suites, Seaside
   - Seaside 8 Motel, Seaside
   - Valley Radisson, Sherman Oaks
   - Red Lion, Sonoma
   - Sonoma Mission Inn, Sonoma
   - Holiday Inn - Proposed, Sonora
   - Timberwolf Lodge, South Lake Tahoe
   - Holiday Inn, South San Francisco
   - Hotel-Proposed, South San Francisco
   - Meadowood Resort, St. Helena
   - Hilton Hotel, Stockton
   - Holiday Inn, Stockton
   - La Quinta Hotel, Stockton
   - Motel Orleans, Stockton
   - Paradise Point Manna, Stockton
   - Sheraton-Proposed, Stockton
   - Hilton, Sunnyvale
   - Holiday Inn, Sunnyvale
   - Neighborhood Suites, Sunnyvale
   - Ramada Inn, Sunnyvale
   - Sunnyvale Hilton, Sunnyvale
   - Temecula Creek Inn, Temecula Creek
   - Westlake Plaza Hotel, Thousand Oaks
   - Courtyard by Marriott, Torrance
   - Holiday Inn, Torrance
   - Marriott Hotel, Torrance
   - Residence Inn, Torrance
   - Holiday Inn, Union City
   - MCA Hotel-Proposed, Universal City
   - Comfort Inn, Vallejo
   - Holiday Inn, Van Nuys
   - La Quinta Hotel, Ventura
   - Ocean Resorts, Ventura
   - Sheraton, Ventura
   - Greentree Inn, Victorville
   - Doubletree Inn, Walnut Creek
   - Parkside Hotel, Walnut Creek
   - Ramada Renaissance Hotel, Walnut Creek
   - Royce Hotel-Proposed, Walnut Creek
   - Walnut Creek Project, Walnut Creek
   - Hampton Inn, West Covina
   - Le Bel Age, West Hollywood
   - Le Dufy, West Hollywood
   - Le Mondrian Hotel, West Hollywood
   - Hilton, Whittler
   - Hotel & Conference Center-Proposed, Woodland
   - Marriott Hotel-Woodland Hills, Woodland Hills
   - Skylonda Retreat, Woodside
   - Compri Hotel-Proposed, Yorba Linda
   - Marriott-Tenaya Lodge, Yosemite
   - Motel Orleans, Yuba City

  Colorado
   - Days Inn, Arapahoe
   - Continental Inn, Aspen
   - Ritz-Carlton Hotel-Proposed, Aspen
   - Hampton Inn, Aurora
   - Holiday Inn, Aurora
   - Radisson Hotel, Aurora
   - Radisson Southeast, Aurora
   - Raffles Hotel, Aurora
   - Comfort Inn, Avon
   - Boulder Hotel-Downtown, Boulder
   - Clarion Hotel, Boulder
   - Courtyard by Marriott, Boulder
   - Doubletree Hotel-Proposed, Boulder
   - Hilton Harvest House, Boulder
   - Holiday Inn, Boulder
   - Interlocken Conference Resort-Prop., Boulder
   - Proposed Golf Course, Boulder
   - Residence Inn, Boulder
   - Hilton, Breckenridge
   - Ski Lodge-Proposed, Breckenridge
   - Interlocken Conference Center, Broomfield
   - Interlocken Conference Center-Prop., Broomfield
   - Embassy Suites, Colorado Springs
   - Hilton, Colorado Springs
   - Howard Johnson, Colorado Springs
   - Le Baron Hotel, Colorado Springs
   - Marriott, Colorado Springs
   - Quality Inn, Colorado Springs
   - Red Lion Inn, Colorado Springs
   - Sheraton Inn, Colorado Springs
   - Grand Butte Hotel, Crested Butte
   - Best Western Regency, Denver
   - Brown Palace, Denver
   - Clarion Hotel-Denver Airport, Denver
   - Courtyard by Marriott-Airport, Denver
   - Courtyard by Marriott-Southeast, Denver
   - Days Inn, Denver
   - Denver Airport Hilton Inn, Denver
   - Doubletree Hotel, Denver
   - Embassy Suites, Denver
   - Embassy Suites-Airport, Denver
   - Hilton-Technical Center, Denver
   - Holiday Inn-Downtown, Denver
   - Holiday Inn-West, Denver
   - Jackson's Hole Sport, Denver
   - Marriott-Southeast, Denver
   - Marriott-West, Denver
   - Radisson Hotel, Denver
   - Red Lion Hotel, Denver
   - Regency Inn, Denver
   - La Quinta Inn, Denver - Airport
   - La Quinta, Denver - South
   - Red Lion Inn, Durango
   - Hilton-Denver, Englewood
   - Residence Inn, Englewood
   - Scanticon Conference Center, Englewood
   - Marriott Hotel-Proposed, Fort Collins
   - Holiday Inn, Golden
   - Marriott-Denver West, Golden
   - Ramada Inn, Grand Junction
   - Sheraton-Proposed, Keystone
   - Compri Hotel, Lakewood
   - Hampton Inn, Lakewood
   - Sheraton Inn, Steamboat Springs
   - Proposed Hotel, Telluride
   - Days Inn, Vail
   - Doubletree Hotel, Vail
   - Lodge at Vail, Vail
   - Marriott's Mark Resort, Vail
   - Westin Vail Resort, Vail
   - Ramada Hotel, Westminster
   - Winter Park Resort, Winter Park

  Connecticut
   - Chester Inn-Chester, Chester
   - Inn-Proposed, Chester
   - Super 8-Proposed, Cromwell
   - Danbury Hilton & Towers, Danbury
   - Residence Inn, Danbury
   - Holiday Inn, Darien
   - Howard Johnson Lodge, Darien
   - Ramada Inn, Darien
   - Holiday Inn, East Hartford
   - Howard Johnson Lodge, East Lyme
   - Days Inn-Proposed, Enfield
   - Greenwich Habor Inn, Greenwich
   - Howard Johnson Lodge, Greenwich
   - Showboat Inn, Greenwich
   - Hotel-Proposed, Groton
   - Hilton Hotel, Hartford
   - Holiday Inn-Proposed, Hartford
   - Motel 6, Hartford
   - Ramada Inn, Hartford
   - Sheraton Tobacco Valley Inn, Hartford
   - Summit Hotel, Hartford
   - Super 8 Motel, Hartford
   - Susse Chalet, Hartford
   - Residence Inn By Marriott, Meriden
   - Holiday Inn, Milford
   - Susse Chalet, Milford
   - Howard Johnson Lodge, Mystic
   - Mystic Ramada Inn, Mystic
   - Holiday Inn, New Britain
   - Ramada Inn, New Britain
   - Colony Inn, New Haven
   - Holiday Inn, New Haven
   - Howard Johnson, New Haven
   - Quality Inn, New Haven
   - Residence Inn, New Haven
   - Radisson Hotel, New London
   - Best Western-Proposed, New Milford
   - Courtyard by Marriott, Norwalk
   - Holiday Inn, Norwalk
   - Howard Johnson, Norwalk
   - Ramada Inn, Norwalk
   - Susse Chalet, Rocky Hill
   - Ramada Hotel-Proposed, Shelton
   - Residence Inn - Shelton, Shelton
   - Heritage Village, Southbury
   - Southbury Hotel, Southbury
   - Susse Chalet, Southington
   - Days Inn, Stamford
   - Executive Hotel, Stamford
   - Harley Hotel, Stamford
   - Holiday Inn-Crowne Plaza, Stamford
   - Inn at Mill River, Stamford
   - Le Pavillon Hotel, Stamford
   - Marriott, Stamford
   - Radisson Tara Hotel, Stamford
   - Sheraton, Stamford
   - Best Western-Proposed, Stratford
   - Stratford Motor Lodge, Stratford
   - Marriott Hotel, Trumbull
   - Courtyard by Marriott, Wallingford
   - Susse Chalet, Wallingford
   - Howard Johnson Plaza Hotel, Waterbury
   - Super 8-Proposed, Waterbury
   - Residence Inn-Proposed, Waterford
   - Holiday Inn, Westbury
   - The Island Inn, Westbury
   - Courtyard by Marriott, Windsor
   - Sheraton Tobacco Valley Inn, Windsor
   - Holiday Inn-Proposed, Windsor Locks

  Delaware
   - Wilmington Hilton, Claymont
   - Rusty Rudder, Dewey Beach
   - Residence Inn-Proposed, Newark
   - Hilton Hotel, Wilmington
   - Hotel-Proposed, Wilmington
   - Marriott Suites, Wilmington
   - Residence Inn-Proposed, Wilmington

  District of Columbia
   - All Suite Hotel - Proposed, Washington
   - Bellevue Hotel, Washington
   - Canterbury Hotel, Washington
   - Capital Hilton, Washington
   - Capitol Hill Hotel, Washington
   - Castleton Hotel, Washington
   - Comfort Inn, Washington
   - Convention Center Inn, Washington
   - Dupont Plaza, Washington
   - Embassy Row Hotel, Washington
   - Fairfax Hotel, Washington
   - Fairmont Hotel, Washington
   - Four Seasons Hotel, Washington
   - General Scott Inn, Washington
   - Georgetown Hotel, Washington
   - Grand Hotel, Washington
   - Grand Hyatt, Washington
   - Hampshire House, Washington
   - Harambee House, Washington
   - Hay Adams Hotel, Washington
   - Holiday Inn Crowne Plaza, Washington
   - Holiday Inn-Capitol, Washington
   - Holiday Inn-Georgetown, Washington
   - Holiday Inn-Governor House, Washington
   - Hotel Washington, Washington
   - Howard Johnson, Washington
   - Hyatt Regency-Capitol, Washington
   - Hyatt-Convention Center, Washington
   - International Inn, Washington
   - Intrigue Hotel, Washington
   - Jefferson Hotel, Washington
   - Lombardy Tower Apartment Hotel, Washington
   - Madison Hotel, Washington
   - Manger Annapolis Hotel, Washington
   - Manger Hamilton Hotel, Washington
   - Manger Hay Adams Hotel, Washington
   - Marriott-Key Bridge, Washington
   - Mayflower Hotel, Washington
   - Omni Georgetown Hotel, Washington
   - Omni Shoreham Hotel, Washington
   - Park Terrace Hotel, Washington
   - Phoenix Park Hotel, Washington
   - Plaza Hotel, Washington
   - Potomac Hotel Group, Washington
   - Quality Inn-Capitol Hill, Washington
   - Quality Inn-Downtown, Washington
   - Ramada Inn-Central, Washington
   - Ramada Renaissance Hotel, Washington
   - Ritz-Carlton, Washington
   - River Inn, Washington
   - Riverside Towers, Washington
   - Sheraton City Centre, Washington
   - Sheraton Grand Hotel, Washington
   - Shoreham Hotel, Washington
   - St. James, Washington
   - State Plaza, Washington
   - Statler Hilton Hotel, Washington
   - Washington Hilton, Washington
   - Washington Plaza, Washington
   - Watergate Hotel, Washington
   - Wyndham Bristol Hotel, Washington

  Florida
   - Holiday Inn, Altamonte Springs
   - La Quinta, Altamonte Springs
   - Turnberry Isle Resort, Aventura
   - Boca Raton Hotel and Club, Boca Raton
   - Boca West, Boca Raton
   - Deerfield Beach Hilton, Boca Raton
   - Embassy Suites, Boca Raton
   - Park Place Suite Hotel, Boca Raton
   - Petite Suites, Boca Raton
   - Residence Inn, Boca Raton
   - Days Inn, Brandenton
   - South Seas Resort, Captive Island
   - Days Inn, Clearwater
   - Days Inn-Proposed, Clearwater
   - Holiday Inn - Central/Clearwater, Clearwater
   - La Quinta Inn, Clearwater
   - Sheraton Sand Key Hotel, Clearwater
   - Holiday Inn - Gulfview South, Clearwater Beach
   - Holiday Inn - Surfside North, Clearwater Beach
   - Howard Johnson, Clermont
   - Econolodge, Cocoa Beach
   - Hilton Hotel, Cocoa Beach
   - Holiday Inn, Cocoa Beach
   - Howard Johnson, Cocoa Beach
   - Perkins Restaurant, Cocoa Beach
   - Coconut Grove Hotel, Coconut Grove
   - Mayfair House, Coconut Grove
   - Proposed Hampton Inn, Coconut Grove
   - Biltmore Hotel, Coral Gables
   - Holiday Inn, Coral Gables
   - Holiday Inn (Court), Coral Gables
   - Plantation Hotel, Crystal River
   - Sheraton Inn, Cypress Gardens
   - Budget Inn, Davenport
   - Daytona Beach Surfside Regency, Daytona Beach
   - Howard Johnson, Daytona Beach
   - La Quinta Inn, Daytona Beach
   - Pirates Cove, Daytona Beach
   - Sheraton Inn, Daytona Beach
   - Crown Sterling Suites, Deerfield Beach
   - Days Inn, Deerfield Beach
   - Hilton Hotel, Deerfield Beach
   - Horizon Club, Deerfield Beach
   - Sheraton Inn, Deland
   - Hilton Hotel, Disney World
   - Holiday Inn, Edgewater
   - Knights Inn, Florida City
   - AmeriSuites Hotel-Proposed, Fort Lauderdale
   - Bahia Mar Hotel, Fort Lauderdale
   - Comfort Suites, Fort Lauderdale
   - Compri Hotel-Proposed, Fort Lauderdale
   - Costa Del Sol, Fort Lauderdale
   - Crown Sterling Suites, Fort Lauderdale
   - Days Inn, Fort Lauderdale
   - Embassy Suites Hotel, Fort Lauderdale
   - Executive House, Fort Lauderdale
   - Hilton Hotel, Fort Lauderdale
   - Hilton Inverrary, Fort Lauderdale
   - Holiday Inn - Galleria, Fort Lauderdale
   - Holiday Inn - North Beach, Fort Lauderdale
   - Holiday Inn-Proposed, Fort Lauderdale
   - Marriott Harbor Beach Hotel, Fort Lauderdale
   - Marriott Hotel & Marina, Fort Lauderdale
   - Marriott Hotel-Cypress Road, Fort Lauderdale
   - Pier 66 Hotel and Marina, Fort Lauderdale
   - Port Everglades Hotel, Fort Lauderdale
   - Stouffer Hotel, Fort Lauderdale
   - Days Inn, Fort Meyers
   - Courtyard by Marriott, Fort Myers
   - Holiday Inn, Fort Myers
   - La Quinta Hotel, Fort Myers
   - Sheraton Harbor Place-Proposed, Fort Myers
   - Sheraton Motor Inn, Fort Myers
   - Proposed Hotel, Fort Myers Beach
   - American Way, Fort Pierce
   - Days Inn, Fort Walton Beach
   - Holiday Inn - Airport, Fort.Lauderdale
   - Days Inn-University Center, Gainesville
   - Fairfield Inn, Gainesville
   - Howard Johnson Lodge-I-75, Gainesville
   - La Quinta Hotel, Gainesville
   - University Centre Hotel, Gainesville
   - Holiday Inn, Hialeah
   - Motel, Hillsboro Beach
   - Days Inn, Hollywood
   - Diplomat Hotel, Hollywood
   - Holiday Inn, Hollywood
   - Quality Suites - Oceanside, Indiatlantic
   - Hilton Inn, Inverrary
   - Best Inn, Jacksonville
   - Bradbury Suites-Proposed, Jacksonville
   - Compri Hotel-Proposed, Jacksonville
   - Courtyard By Marriott, Jacksonville
   - Days Inn, Jacksonville
   - Doubletree Club Hotel, Jacksonville
   - Hampton Inn, Jacksonville
   - Hotel-Proposed, Jacksonville
   - Jacksonville Hotel, Jacksonville
   - Residence Inn, Jacksonville
   - Sheraton Hotel, Jacksonville
   - Wyndham Lakes Hotel, Jacksonville
   - Sheraton Beach Hotel, Jensen Beach
   - Howard Johnson, Juno Beach
   - Hilton Hotel, Jupiter
   - Key Biscayne, Key Biscayne
   - Howard Johnson Lodge, Key Largo
   - Casa Marina Marriott, Key West
   - Fairfield Inn, Key West
   - Hampton Inn-Roosevelt Rd., Key West
   - Holiday Inn, Key West
   - Hyatt Hotel, Key West
   - La Concha Holiday Inn, Key West
   - Pier House Inn and Beach Club, Key West
   - Reach Hotel, Key West
   - Santa Maria Hotel, Key West
   - Timeshare Resort, Key West
   - Best Western Vacation Lodge, Kissimmee
   - Days Inn, Kissimmee
   - Days Inn West, Kissimmee
   - Days Lodge, Kissimmee
   - Howard Johnson Plaza Hotel, Kissimmee
   - Howard Johnson's, Kissimmee
   - KOA Campground, Kissimmee
   - Old Town Retail Complex, Kissimmee
   - Quality Suites, Kissimmee
   - Quality Suites-Maingate, Kissimmee
   - Save Inn, Kissimmee
   - Sheraton Lakeside, Kissimmee
   - Suite Hotel-Proposed, Kissimmee
   - Wynfield Inn, Kissimmee
   - Days Inn, Lake Buena Vista
   - Embassy Suites-Proposed, Lake Buena Vista
   - Hilton Hotel-Disney World, Lake Buena Vista
   - Marriott Orlando World Center, Lake Buena Vista
   - Days Inn, Lake City
   - Flagship Inn, Lake County
   - Travelodge Motel, Lake County
   - Lake Park Inn, Lake Park
   - Holiday Inn, Lake Placid
   - Hampton Inn-Proposed, Lakeland
   - Hotel-Proposed, Lakeland
   - Howard Johnson, Lakeland
   - Resort Hotel-Proposed, Lakeland
   - Resort-Imperial Lake-Prpsd., Lakeland
   - Proposed Hotel, Lee County
   - Sonesta Sanibel Harbour, Lee County
   - Holiday Inn, Lido Beach
   - Holiday Inn, Longboat Kay
   - Holiday Inn - Madiera Beach, Madiera
   - Howard Johnson, Marathon
   - Radisson Suite Resort, Marco Island
   - Holiday Inn, Marianna
   - Oceanfront Hotel, Melbourne
   - Quality Suites, Melbourne
   - Bahia Mar Hotel & Yachting Club, Miami
   - Biscayne Bay Marriott, Miami
   - Courtyard by Marriott, Miami
   - Crown Sterling Suites, Miami
   - Doral Ocean Beach Resort, Miami
   - Fairfield Inn, Miami
   - Hilton Hotel-Proposed, Miami
   - Holiday Inn Civic Center, Miami
   - Holiday Inn-Airport (Le Juene Rd.), Miami
   - Holiday Inn-Calder, Miami
   - Howard Johnson Hotel-Broad Causeway, Miami
   - Howard Johnson Hotel-Port of Miami, Miami
   - Howard Johnson Lodge-Golden Glades, Miami
   - Howard Johnson Lodge-Int'l Airport, Miami
   - Hyatt Regency Hotel, Miami
   - Inter-Continental Hotel, Miami
   - Jockey Club, Miami
   - Marriott Hotel-Downtown, Miami
   - Miami Airport Ramada, Miami
   - Proposed AmeriSuites, Miami
   - Propsed Hampton Inn, Miami
   - Residence Inn-Proposed, Miami
   - Sheraton River House, Miami
   - Sofitel Miami, Miami
   - Alexander Hotel, Miami Beach
   - Art Deco Hotel, Miami Beach
   - Cresent Timeshare, Miami Beach
   - Delano Hotel, Miami Beach
   - Doral Beach Hotel, Miami Beach
   - Eden Roc Hotel, Miami Beach
   - Fontainebleu Hotel, Miami Beach
   - Holiday Inn, Miami Beach
   - Holiday Inn-Central, Miami Beach
   - Holiday Inn-North, Miami Beach
   - Holiday Inn-Oceanside, Miami Beach
   - Holiday Inn-South, Miami Beach
   - Hotel-Proposed, Miami Beach
   - Nautilus Club Hotel, Miami Beach
   - Palm Resort on the Ocean, Miami Beach
   - Pan American Radisson, Miami Beach
   - Proposed Hotel, Miami Beach
   - Shelborne Beach Hotel, Miami Beach
   - Sheraton Beach, Miami Beach
   - Solymar Hotel-Proposed, Miami Beach
   - Quality Inn, Naples
   - Quality Inn-Gulfcoast, Naples
   - Registry Hotel at Pelican Bay, Naples
   - Registry Resort-Proposed, Naples
   - Super 8 Motel-Proposed, Naples
   - World Tennis Resort, Naples
   - Hyatt Newporter Hotel, Newport Beach
   - Hilton Hotel, North Redington Beach
   - Masters Economy Inn, North Seffner
   - Amfac Hotel, Orlando
   - Army lodging-Proposed, Orlando
   - Comfort Suites Hotel, Orlando
   - Compri Hotel-Airport-Proposed, Orlando
   - Compri Hotel-Proposed, Orlando
   - Courtyard - Orlando Airport, Orlando
   - Days Inn, Orlando
   - Days Inn and Lodge-Florida Mall, Orlando
   - Days Inn Civic Center, Orlando
   - Days Inn East of Universal Studios, Orlando
   - Days Inn-E/O Magic Kingdom, Orlando
   - Days Inn-Proposed, Orlando
   - Days Inn-Sandlake Road, Orlando
   - Days Suites-E/O Magic Kingdom, Orlando
   - Dolphin Hotel-Proposed, Orlando
   - Dutch Inn, Orlando
   - Embassy Suites, Orlando
   - Fairfield Inn, Orlando
   - Fairfield Inn-Airport, Orlando
   - Grand Cypress Resort, Orlando
   - Hampton Inn - Proposed, Orlando
   - Heritage Inn, Orlando
   - Holiday Inn Central Park, Orlando
   - Holiday Inn Crowne Plaza, Orlando
   - Holiday Inn-Airport, Orlando
   - Holiday Inn-International Drive, Orlando
   - Holiday Inn-Lee Road, Orlando
   - Holiday Inn-Maingate West, Orlando
   - Holiday Inn-Orange Blossom Trail, Orlando
   - Howard Johnson - Walt Disney World, Orlando
   - Howard Johnson-Kirkman, Orlando
   - Howard Johnson-Lake Holden, Orlando
   - Howard Johnson-Maingate, Orlando
   - Hyatt Grand Cypress, Orlando
   - Hyatt Regency Grand Cypress, Orlando
   - Hyatt-W. Irlo Bronson Mem. Hwy., Orlando
   - International Inn, Orlando
   - Kon Tiki Village, Orlando
   - La Quinta Hotel-Airport, Orlando
   - La Quinta Inn, Orlando
   - Omni Orlando, Orlando
   - Orlando Airport Hotel-Proposed, Orlando
   - Orlando Hamiton, Orlando
   - Orlando Plaza Hotel, Orlando
   - Orlando Twin Towers Hotel, Orlando
   - Park Suite Hotel-Proposed, Orlando
   - Peabody Hotel, Orlando
   - Princess Hotel and Spa, Orlando
   - Proposed Wellesley Inn, Orlando
   - Quality Inn, Orlando
   - Radisson Hotel-Aquatic Center, Orlando
   - Regency Inn, Orlando
   - Residence Inn By Marriott, Orlando
   - Rodeway Inn, Orlando
   - Save Inn, Orlando
   - Sheraton Jetport Inn, Orlando
   - Sheraton Lakeside, Orlando
   - Sheraton Twin Towers, Orlando
   - Sonesta Village Resort, Orlando
   - Stouffer Orlando Resort, Orlando
   - Swan Hotel-Proposed, Orlando
   - Thriftway Motel, Orlando
   - Wynfield Inn, Orlando
   - American Way, Osceola
   - Sheraton Gateway Motel, Osceola
   - Brazilian Court Hotel, Palm Beach
   - Heart of Palm Beach Hotel, Palm Beach
   - Hilton Inn, Palm Beach
   - Palm Court, Palm Beach
   - Holiday Inn, Palm Beach Garden
   - Days Inn, Panama City
   - Marriott's Bay Point, Panama City
   - Super 8, Panama City
   - Days Inn, Pensacola
   - Hilton Hotel, Pensacola
   - La Quinta Hotel, Pensacola
   - Residence Inn, Pensacola
   - Super 8, Pensacola
   - Proposed Hampton Inn, Pensacola Beach
   - Comfort Inn, Perdido Key
   - La Quinta, Pinellas County
   - Courtyard by Marriott, Plantation
   - Holiday Inn Plantation, Plantation
   - Sheraton Suites, Plantation
   - Days Inn, Pompano Beach
   - Palm-Aire Spa Resort, Pompano Beach
   - Lodge & Bath Club, Ponte Verde
   - Howard Johnson, Punta Gorda
   - Days Inn, Riviera Beach
   - Safety Harbor Spa, Safety Harbor
   - Holiday Inn, Saint Augustine
   - Howard Johnson, Saint Augustine
   - Courtyard by Marriott, Saint Petersburg
   - Don Ceahsar Beach Resort, Saint Petersburg
   - Hilton Hotel, Saint Petersburg
   - Howard Johnson, Saint Petersburg
   - Ramada Inn, Saint Petersburg
   - Residence Inn, Saint Petersburg
   - Saint Petersburg Motel, Saint Petersburg
   - Sheraton Hotel and Marina, Saint Petersburg
   - Vinoy Park Hotel, Saint Petersburg
   - Countryside Inn, Sanford
   - Days Inn, Sanford
   - Holiday Inn, Sanford
   - Azure Tides Resort-Proposed, Sarasota
   - Days Inn, Sarasota
   - Holiday Inn-Lido Beach, Sarasota
   - Proposed Hotel, Sarasota
   - Holiday Inn, Sebring
   - Embassy Suites, Singer Island
   - Hilton, Singer Island
   - Econo Lodge, Starke
   - Radisson Pan American Hotel, Sunny Isles
   - Best Inn, Tallahassee
   - Courtyard by Marriott, Tallahassee
   - Days Inn-Tallahassee, Tallahassee
   - American Way, Tampa
   - Courtyard by Marriott, Tampa
   - Days Inn, Tampa
   - Embassy Suites-Airport, Tampa
   - Hampton Inn-Airport, Tampa
   - Hilton-Airport, Tampa
   - Holiday Inn, Tampa
   - Holiday Inn Sahal Park, Tampa
   - Holiday Inn-Airport, Tampa
   - Manger Motor Inn, Tampa
   - Marriott Hotel, Tampa
   - Omni Tampa Hotel at Westshore, Tampa
   - Ramada Inn, Tampa
   - Rodeway Inn, Tampa
   - Saddlebrook Resort, Tampa
   - Sheraton Grand West, Tampa
   - Master Economy Inn, Tampa-East(Selfner)
   - Master Economy Inn, Tampa-North(Zephyrhills)
   - Days Inn, Vero Beach
   - Holiday Inn-Countryside, Vero Beach
   - Holiday Inn-Oceanside, Vero Beach
   - Saddlebrook Resort, Wesley Chapel
   - Courtyard by Marriott, West Melbourne
   - Airport Centre, West Palm Beach
   - Courtyard by Marriott, West Palm Beach
   - Days Inn, West Palm Beach
   - Field Palm Hotel, West Palm Beach
   - Hilton-Airport, West Palm Beach
   - Howard Johnson Lodge, West Palm Beach
   - Hyatt Hotel of the Palm Beaches, West Palm Beach
   - Royce Hotel, West Palm Beach
   - Masters Economy Inn, Zephyrhills

  Georgia
   - Atlanta Radisson Hotel, Atlanta
   - Atlanta Terrace Motel, Atlanta
   - Comfort Inn, Atlanta
   - Compri Hotel, Atlanta
   - Courtyard By Marriott-Airport North, Atlanta
   - Courtyard by Marriott-Airport South, Atlanta
   - Courtyard by Marriott-Cumberland, Atlanta
   - Courtyard by Marriott-Executive Pk., Atlanta
   - Courtyard by Marriott-Gwinnett, Atlanta
   - Courtyard by Marriott-Jimmy Carter, Atlanta
   - Courtyard by Marriott-PeachtrDunwdy, Atlanta
   - Courtyard by Marriott-Perimeter, Atlanta
   - Courtyard by Marriott-Rosewell, Atlanta
   - Courtyard by Marriott-Windy Hill, Atlanta
   - Cresthil Inn-Proposed, Atlanta
   - Days Inn, Atlanta
   - Days Inn - Northlake, Atlanta
   - Doubletree Hotel, Atlanta
   - Embassy Suites-Atlanta Perimeter, Atlanta
   - Embassy Suites-Buckhead, Atlanta
   - Embassy Suites-Galleria, Atlanta
   - F.W.W. Hotel, Atlanta
   - Fairfield Inn-Airport, Atlanta
   - Fairfield Inn-Gwinnett, Atlanta
   - Fairfield Inn-North Lake, Atlanta
   - Fairfield Inn-Northwest, Atlanta
   - Fairfield Inn-Peachtree, Atlanta
   - Fairfield Inn-South Lake, Atlanta
   - Hampton Inn-Airport, Atlanta
   - Hilton Inn, Atlanta
   - Holiday Inn Crowne Plaza, Atlanta
   - Holiday Inn-I-20 East, Atlanta
   - Holiday Inn-I-85 Monroe Drive, Atlanta
   - Holiday Inn-Perimeter Dunwooody, Atlanta
   - Hotel-Downtown-Proposed, Atlanta
   - Hotel-Proposed, Atlanta
   - Howard Johnson Hotel-Hartsfield, Atlanta
   - Howard Johnson-Airport, Atlanta
   - Howard Johnson-Northeast, Atlanta
   - Howard Johnson-Northwest, Atlanta
   - Howard Johnson-South, Atlanta
   - Hyatt Atlanta-Airport, Atlanta
   - La Quinta - Stone Mountain, Atlanta
   - La Quinta Hotel, Atlanta
   - La Quinta Hotel-West, Atlanta
   - Marriott Atlanta Airport, Atlanta
   - Marriott Hotel, Atlanta
   - Marriott Hotel-Downtown, Atlanta
   - Marriott Marquis, Atlanta
   - Marriott Suites Hotel-Proposed, Atlanta
   - Marriott-Perimeter, Atlanta
   - Master Economy Inn, Atlanta
   - Motel 6, Atlanta
   - Neighborhood Inn, Atlanta
   - Omni International Hotel, Atlanta
   - Perimeter North Inn, Atlanta
   - Proposed AmeriSuites, Atlanta
   - Quality Inn-Central, Atlanta
   - Radisson Inn, Atlanta
   - Ramada Inn-Perimeter, Atlanta
   - Residence Inn by Marriott-Dunwoody, Atlanta
   - Residence Inn-Airport, Atlanta
   - Residence Inn-Buckhead, Atlanta
   - Residence Inn-Northwest, Atlanta
   - Sheraton Century Center, Atlanta
   - Sheraton-Airport, Atlanta
   - Sporting Club at the Concourse, Atlanta
   - Stouffer Hotel-Proposed, Atlanta
   - Swissotel, Atlanta
   - Terrace Motel, Atlanta
   - Waverly Hotel, Atlanta
   - Westin Lenox Hotel, Atlanta
   - Westin Peachtree Plaza, Atlanta
   - Wyndham Garden Hotel, Atlanta
   - Hyatt Hotel, Atlanta Airport
   - Hampton Inn, Atlanta-Buckhead
   - Courtyard by Marriott, Augusta
   - Landmark Hotel, Augusta
   - Masters Economy Inn - Gordon Hwy., Augusta
   - Masters Economy Inn - Warner Robins, Augusta
   - Masters Economy Inn - Washington Rd, Augusta
   - Holiday Inn, Brunswick
   - Super 8, Brunswick
   - Days Inn, Calhoun
   - Super 8, Cartersville
   - Days Inn, Chamblee
   - Comfort Inn-Proposed, College Park
   - Holiday Inn Crowne Plaza, College Park
   - Courtyard by Marriott, Columbus
   - La Quinta Inn, Columbus
   - Super 8, Columbus
   - Best Inn, Dalton
   - Days Inn, Dalton
   - Holiday Inn-Proposed, Decatur
   - Sheraton Hotel, Decatur
   - Best Western-Perimeter-North, Doraville
   - Days Inn - Gwinnett, Duluth
   - Howard Johnson, Forsyth
   - Holiday Inn-Proposed, Gwinnett County
   - Holiday Inn, Jekyll Island
   - Jekyll Island Inn-Proposed, Jekyll Island
   - Hilton Hotel, Macon
   - Master Economy Inn, Macon
   - Best Inn, Marietta
   - Courtyard by Marriott-Delk Road, Marietta
   - Lafayette Hotel, Marietta
   - Hampton Inn, Marrietta (Atlanta)
   - Master Economy Inn, McDonough
   - Courtyard by Marriott-Perimeter, Norcross
   - Motel 6, Norcross
   - Hilton Hotel, Peachtree Corners
   - Super 8, Rome
   - Best Western, Savannah
   - Courtyard by Marriott, Savannah
   - Days Inn, Savannah
   - Days Inn-Bay Street, Savannah
   - Days Inn-Mall Blvd., Savannah
   - Fairfield Inn, Savannah
   - Hotel-Proposed, Savannah
   - Mulberry Inn, Savannah
   - Radisson Hotel-Proposed, Savannah
   - Royal Savannah, Savannah
   - Sheraton Savannah Resort & C.C., Savannah
   - Town and Country Motel, Savannah
   - Days Inn, Savannah Beach
   - Howard Johnson, Smyrna
   - Master Economy Inn, Tilton
   - Courtyard by Marriott-Northlake, Tucker
   - Master Economy Inn, Warner Robins
   - Super 8, Warner Robins

  Hawaii
   - Hyatt Regency Waikoloa, Hawaii
   - Mauna Kea Hotel, Hawaii
   - Kahala Hilton, Honolulu
   - Plaza Hotel, Honolulu
   - Waikiki Beachcomber, Honolulu
   - Waikiki Hobron, Honolulu
   - Coco Palms Resort, Kauai
   - Kauai Surf Hotel, Kauai
   - Westin Kauai-Kauai Lagoons Resort, Kauai
   - Westin Kauai-Proposed, Kauai
   - Kona Village, Kona
   - Royal Sea Cliff Resort, Kona
   - Westin Kauai at Kauai Lagoon, Lihue
   - Hyatt Regency, Maui
   - Marriott Resort, Maui
   - Maui Lu Hotel, Maui
   - Maui Surf Hotel, Maui
   - Westin Maui, Maui
   - Hawaiian Regent Hotel-Waikiki Beach, Oahu
   - Hotel-Proposed-Schofield Barracks, Oahu
   - Hyatt Regency Waikiki, Oahu
   - Kiahuna Plantation, Poipu Beach, Kauai
   - Transient Lodging Facilities, Schofield Barracks
   - Hilton Hawaiian Village, Waikiki
   - Grand Hyatt Wailea, Wailea

  Idaho
   - Compri Hotel, Boise
   - Holiday Inn, Boise
   - Holiday Inn-Airport, Boise
   - Red Lion Inn, Boise
   - Super 8, Boise
   - Motel 6, Coeur d'Alene
   - Super 8, Coeur d'Alene
   - Proposed Motel, Coure d'Alene
   - Super 8, Lewiston
   - Cotton Tree Inn, Pocatello
   - Super 8, Sand Point
   - Busterback Ranch, Sawtooth Valley

  Illinois
   - Arlington Park Hilton, Arlington Heights
   - Church Creek, Arlington Heights
   - Courtyard by Marriott, Arlington Heights
   - La Quinta Hotel, Arlington Heights
   - Hampton Inn-Proposed, Bedford Park
   - Best Inn, Bloomington
   - Fairfield Inn-Normal, Bloomington
   - Holiday Inn, Bloomington
   - Indian Lakes Resort, Bloomington
   - Ramada Inn, Bloomington
   - Super 8, Bloomington
   - Cresthil-Proposed, Buffalo Grove
   - Holiday Inn, Champaign
   - La Quinta Inn, Champaign
   - Radisson Suites - Champaign, Champaign
   - Suite Hotel-Proposed, Champaign
   - Super 8, Champaign
   - Ambassador West Hotel, Chicago
   - Americana Congress, Chicago
   - Conrad Hilton Hotel, Chicago
   - Courtyard by Marriott-Glenview, Chicago
   - Courtyard by Marriott-Highland, Chicago
   - Courtyard by Marriott-Lincoln, Chicago
   - Courtyard by Marriott-O'Hare, Chicago
   - Courtyard by Marriott-Waukegan, Chicago
   - Courtyard by Marriott-Woodale, Chicago
   - Days Inn, Chicago
   - Executive House, Chicago
   - Fairfield Inn-Lansing, Chicago
   - Fairfield Inn-Willowbrook, Chicago
   - Fairmont Hotel, Chicago
   - Guest Quarters Hotel, Chicago
   - Hilton and Towers, Chicago
   - Hilton-O'Hare, Chicago
   - Holiday Inn-Merchandise Mart, Chicago
   - Howard Johnson-O'Hare Int'l Airport, Chicago
   - Hyatt Regency, Chicago
   - Hyatt Suites Hotel, Chicago
   - Inter-Continental Hotel-Proposed, Chicago
   - La Quinta Inn - Hoffman Est., Chicago
   - Le Meridien, Chicago
   - Lenox House, Chicago
   - Lincoln Hotel, Chicago
   - Mark Twain Hotel, Chicago
   - Marriott-O'Hare, Chicago
   - Mayfair Regent, Chicago
   - McClurg Holiday Inn, Chicago
   - McCormick Inn Hotel, Chicago
   - Morton Hotel, Chicago
   - Omni Ambassador East, Chicago
   - Omni Morton Hotel, Chicago
   - Palmer House Hotel, Chicago
   - Ramada Inn - Lakeshore, Chicago
   - Ramada O'Hare, Chicago
   - Residence Inn-Deerfield, Chicago
   - Residence Inn-Lombard, Chicago
   - Sheraton Hotel-Downtown, Chicago
   - Sheraton Hotel-Proposed, Chicago
   - Sheraton O'Hare, Chicago
   - Sheraton Plaza Hotel, Chicago
   - Summerfield Suites Hotel, Chicago
   - Swissotel, Chicago
   - Tremont Hotel, Chicago
   - Westin Hotel, Chicago
   - Whitehall Hotel, Chicago
   - Hilton Hotel, Collinsville
   - Holiday Inn, Collinsville
   - Super 8, Columbus
   - Super 8, Crystal Lake
   - Super 8, Decatur
   - Courtyard by Marriott, Deerfield
   - Embassy Suites, Deerfield
   - Marriott Suites Hotel, Deerfield
   - Holiday Inn-Chicago, Des Plaines
   - Hotel-Proposed, Des Plaines
   - Compri Hotel-Proposed, Downers Grove
   - Radisson Suite Hotel, Downers Grove
   - Best Inn, Effingham
   - Ramada Inn, Elgin
   - Hampton Inn, Elk Grove Village
   - Marriott Suites, Elk Grove Village
   - Holiday Inn, Elmhurst
   - Orrington Hotel, Evanston
   - Drury Inn, Fairview Heights
   - Conference Center & Resort-Proposed, Fox Lake
   - Holiday Inn, Freeport
   - Hotel-Proposed, Gurnee
   - La Quinta Hotel, Hoffman Estates
   - Carson Inn, Itasca
   - Hamilton Wyndham, Itasca
   - Nordic Hills, Itasca
   - Holiday Inn, Joliet
   - Proposed Harrah's Riverboat, Joliet
   - Days Inn, Kankakee
   - Holiday Inn, LaSalle
   - Marriott Hotel, Lincolnshire
   - Hilton Inn, Lisle
   - Holiday Inn Crowne Plaza, Lisle
   - Embassy Suites, Lombard
   - Holiday Inn, Macomb
   - Best Inn, Marion
   - Best Inn, Mount Vernon
   - Holiday Inn, Mount Vernon
   - Ramada Inn, Mount Vernon
   - Courtyard by Marriott, Naperville
   - Ramada Inn, Naperville
   - Sheraton Naperville, Naperville
   - O'Hareport Hotel, Northlake
   - Courtyard by Marriott, Oakbrook Terrace
   - Super 8, Okawville
   - Fairfield Inn, Peoria
   - Days Inn, Peru
   - Super 8, Peru
   - Courtyard by Marriott, Rockford
   - Fairfield Inn, Rockford
   - Hampton Inn, Rockford
   - Embassy Suites, Rosemont
   - Quality Inn/Clarion, Rosemont
   - Sheraton Int'l At O'Hare, Rosemont
   - Holiday Inn, Salem
   - Compri Hotel, Schaumburg
   - Embassy Suites, Schaumburg
   - Marriott Schaumburg, Schaumburg
   - Holiday Inn, South Beloit
   - Ramada Renaissance Hotel, Springfield
   - Sheraton Inn, Springfield
   - Super 8-East, Springfield
   - Super 8-South, Springfield
   - Jumer's Castle, Urbana
   - Best Inn, Waukegan
   - Super 8, Waukegan

  Indiana
   - Clarion Fourwinds Inn, Bloomington
   - Holiday Inn, Bloomington
   - Inn at the Four Winds, Bloomington
   - Ramada Inn, Bloomington
   - Harbor Point Resort, Brookville Lake
   - Super 8, Columbus
   - Best Inn, Fort Wayne
   - Hilton, Fort Wayne
   - Downtown Hotel, Gary
   - Sheraton, Gary
   - Holiday Inn, Goshen
   - Howard Johnson, Hammond
   - Quality Inn, Hammond
   - Courtyard by Marriott-Airport, Indianapolis
   - Courtyard by Marriott-Carmel, Indianapolis
   - Courtyard by Marriott-Castleton, Indianapolis
   - Embassy Suites-Claypool Center, Indianapolis
   - Fairfield Inn-Castleton, Indianapolis
   - Fairfield Inn-College Park, Indianapolis
   - Hampton Inn-Proposed, Indianapolis
   - Hilton Hotel-Airport, Indianapolis
   - Hilton Inn-Downtown, Indianapolis
   - Holiday Inn-South, Indianapolis
   - Holiday Inn-Southeast, Indianapolis
   - Knights Inn, Indianapolis
   - Midway Motor Lodge, Indianapolis
   - Mohawk Inn, Indianapolis
   - Motel 6, Indianapolis
   - Proposed Fairfield Inn, Indianapolis
   - Proposed Residence Inn, Indianapolis
   - Radisson, Indianapolis
   - Ramada-Airport, Indianapolis
   - Wyndham Garden Hotel, Indianapolis
   - La Quinta Inn, Indianapolis Airport
   - Hilton Inn, Jeffersonville
   - Holiday Inn, La Porte
   - Days Inn, Lafayette
   - Holiday Inn, Lafayette
   - Cotton Mill Inn-Proposed, Madison
   - Hampton Inn, Merrillville
   - Holiday Inn Express, Merrillville
   - La Quinta Inn, Merrillville
   - Hotel Roberts, Muncie
   - Radisson Hotel, Muncie
   - Brown County Inn, Nashville
   - Holiday Inn, Portage
   - Knights Inn, Richmond
   - Holiday Inn, South Bend
   - Howard Johnson, South Bend
   - Signature Inn, Terre Haute
   - Super 8, Terre Haute
   - Courtyard Conversion, Valparaiso
   - Holiday Inn, Vincennes

  Iowa
   - Holiday Inn-Gateway Center, Ames
   - Holiday Inn, Cedar Falls
   - Collins Plaza, Cedar Rapids
   - Holiday Inn, Cedar Rapids
   - Roosevelt Hotel, Cedar Rapids
   - Super 8, Davenport
   - Courtyard by Marriott, Des Moines
   - Fairfield Inn, Des Moines
   - Holiday Inn, Des Moines
   - Holiday Inn - West, Des Moines
   - Holiday Inn-Downtown, Des Moines
   - Holiday Inn-North, Des Moines
   - Ramada Inn, Des Moines
   - Super 8-North, Des Moines
   - Super 8-West, Des Moines
   - Holiday Inn, Iowa City

  Kansas
   - Embassy Suites, Kansas City
   - Fairfield Inn-Overland Park, Kansas City
   - Holiday Inn-Mission Overland Park, Kansas City
   - Fairfield Inn, Kansas City West
   - Holiday Inn, Lawrence
   - University Inn, Lawrence
   - Holiday Inn, Manhattan
   - Courtyard by  Marriott, Overland Park
   - Hampton Inn-Proposed, Overland Park
   - Marriott Hotel, Overland Park
   - Park Inn International, Topeka
   - Super 8, Topeka
   - Canterbury Inn, Wichita
   - Former Sheraton Hotel, Wichita
   - Hilton-East, Wichita
   - Marriott Hotel, Wichita
   - Comfort Inn, Winfield

  Kentucky
   - Conference Center-Proposed, Boone County
   - Howard Johnson, Bowling Green
   - Brown County Inn, Brown County
   - Holiday Inn, Corbin
   - Hotel-Proposed, Covington
   - Thomas More Centre, Crestville Hill
   - Comfort Inn, Elizabethtown
   - Signature Inn, Elkhart
   - Holiday Inn, Florence
   - Signature Inn, Florence
   - Drawbridge Inn, Fort Mitchell
   - Days Inn, Georgetown
   - Days Inn, Henderson
   - Holiday Inn, Henderson
   - Bluegrass Motor Inn, Lexington
   - Courtyard by Marriott, Lexington
   - Holiday Inn, Lexington
   - Holiday Inn-East, Lexington
   - Holiday Inn-North, Lexington
   - Hyatt Hotel, Lexington
   - Knights Inn, Lexington
   - Super 8-Proposed, London
   - Brown Hotel, Louisville
   - Courtyard by Marriott-East, Louisville
   - Holiday Inn, Louisville
   - Holiday Inn South, Louisville
   - Holiday Inn-Central, Louisville
   - Holiday Inn-Northeast, Louisville
   - Ramada Inn, Louisville
   - Ramada Inn-East, Louisville
   - Signature Inn, Louisville
   - Days Inn, Madisonville
   - Executive Inn, Owensboro
   - Super 8-Proposed, Radcliff
   - Holiday Inn, Richmond

  Louisiana
   - Howard Johnson, Alexandria
   - Capital House, Baton Rouge
   - Convention Center Hotel-Proposed, Baton Rouge
   - Courtyard by Marriott, Baton Rouge
   - Crown Sterling Suites, Baton Rouge
   - Embassy Suites, Baton Rouge
   - Hilton Hotel, Baton Rouge
   - Holiday Inn-East, Baton Rouge
   - Holiday Inn-South, Baton Rouge
   - Holiday Inn-West, Baton Rouge
   - La Quinta Inn, Baton Rouge
   - Prince Murat Hotel, Baton Rouge
   - Proposed Homewood Suites, Baton Rouge
   - Quality Inn, Bossier City
   - Ramada Inn, Hammond
   - Ramada Inn, Houma
   - Holiday Inn - New Orleans, Kenner
   - Sheraton, Kenner
   - Hilton Hotel, Lafayette
   - La Quinta Hotel, Lafayette
   - Gateway Hotel, Metairie
   - Howard Johnson-Airport, Metairie
   - Canal Street Hotels L.P., New Orleans
   - Clarion Hotel, New Orleans
   - Days Inn, New Orleans
   - Fairmont Roosevelt Hotel, New Orleans
   - Hampton Inn-Proposed, New Orleans
   - Holiday Inn Crowne Plaza, New Orleans
   - Hostellerie de la Poste, New Orleans
   - Hotel Meridien, New Orleans
   - Hyatt Regency, New Orleans
   - Iberville Hotel, New Orleans
   - Inter-Continental Hotel, New Orleans
   - La Quinta Inn, New Orleans
   - Landmark Bourbon, New Orleans
   - Le Meridien New Orleans, New Orleans
   - Maison Dupuy, New Orleans
   - Marriott Hotel, New Orleans
   - Omni Royal Orleans, New Orleans
   - Ramada Inn, New Orleans
   - Saint Louis Hotel, New Orleans
   - St. Ann/Marie Antoinette, New Orleans
   - Warwick, New Orleans
   - Westin Hotel, New Orleans
   - Residence Inn, Shreveport
   - Super 8, Shreveport

  Maine
   - Hilton Inn, Bangor
   - Ramada Inn, Bangor
   - Residence Inn by Marriott-Proposed, Bangor
   - Inn By The Sea, Cape Elizabeth
   - Hotel-Proposed, Orchard Beach
   - Hotel-Proposed, Portland
   - Portland Regency, Portland
   - Ramada Inn, Portland
   - Sheraton Tara Portland, Portland
   - Susse Chalet, Portland
   - Susse Chalet, Portland (In-town)
   - Keddy's Motor Inn of Maine, Presque Isle
   - Hampton Inn, South Portland
   - Sheraton Inn, South Portland

  Maryland
   - Budget Hotel-Proposed, Aberdeen
   - Chesapeake House, Aberdeen
   - Holiday Inn, Aberdeen
   - Motel-Proposed, Aberdeen
   - Annapolis Hotel, Annapolis
   - Courtyard by Marriott-Riva Road, Annapolis
   - Governor Calvert House, Annapolis
   - Historic Inns of Annapolis, Annapolis
   - Hotel-Proposed, Annapolis
   - Howard Johnson, Annapolis
   - Marriott Hotel, Annapolis
   - Maryland Inn, Annapolis
   - Quality Royale Hotel, Annapolis
   - Ramada Hotel, Annapolis
   - Robert Johnson House, Annapolis
   - Brookshire Hotel, Baltimore
   - Courtyard by Marriott-BWI Airport, Baltimore
   - Days Inn, Baltimore
   - Harbor Court Hotel, Baltimore
   - Harrison's at Pier 5, Baltimore
   - Hilton Hotel, Baltimore
   - Holiday Inn-Belmont Blvd., Baltimore
   - Holiday Inn-Cromwell Bridge, Baltimore
   - Holiday Inn-Glen Burnie, Baltimore
   - Holiday Inn-Inner Harbor, Baltimore
   - Holiday Inn-Int'l Airport, Baltimore
   - Holiday Inn-Moravia Road, Baltimore
   - Holiday Inn-Pikesville, Baltimore
   - Holiday Inn-South Glen Burnie, Baltimore
   - Hotel-Proposed, Baltimore
   - Howard Johnson-Proposed, Baltimore
   - Johns Hopkins Hotel-Proposed, Baltimore
   - Lord Baltimore Hotel, Baltimore
   - Omni International Hotel, Baltimore
   - Ramada Inn-I-695 West, Baltimore
   - Susse Chalet, Baltimore
   - Susse Chalet Inn-BWI Airport, Baltimore
   - Susse Chalet Inn-Golden Ring, Baltimore
   - Bethesda Metro Center, Bethesda
   - Guest Quarters, Bethesda
   - Hyatt Regency Hotel, Bethesda
   - Linden Hill Hotel, Bethesda
   - Omni Linden Hotel, Bethesda
   - Residence Inn, Bethesda
   - Bethseda Metro Center, Bethseda
   - Guest Quarters, Bethseda
   - Residence Inn - Proposed, Bethseda
   - Comfort Suites-Proposed, Bowie
   - Days Inn, Capital Heights
   - Residence Inn, Cockneysville
   - Abbey, College Park
   - Best Western Maryland, College Park
   - Holiday Inn, College Park
   - Sheraton Inn, Dorsey
   - Days Inn, Easton
   - Mariner Inn, Easton
   - Holiday Inn, Frederick
   - Compri Hotel, Gaithersburg
   - Marriott Hotel, Gaithersburg
   - Century XXI Resort, Germantown
   - Comfort Inn, Germantown
   - Hampton Inn, Glen Burnie
   - Residence Inn-Proposed, Greenbelt
   - Courtyard by Marriott, Hunt Valley
   - Hunt Valley Embassy Suites, Hunt Valley
   - Hunt Valley Marriott, Hunt Valley
   - Susse Chalet Inn, Jessup
   - Courtyard by Marriott, Landover
   - Quality Inn-Proposed, Landover
   - Days Inn, Lanham
   - Best Western Maryland, Laurel
   - Days Inn, Laurel
   - Holiday Inn, Laurel
   - Susse Chalet, Linthicum
   - Howard Johnson Plaza Hotel, New Carrollton
   - Carousel Hotel, Ocean City
   - Days Inn, Ocean City
   - Susse Chalet, Oxon Hill
   - Hotel-Proposed, Prince Georges County
   - Budget Hotel-Proposed, Rockville
   - Comfort Inn, Rockville
   - Courtyard by Marriott, Rockville
   - Days Inn-Congressional Park, Rockville
   - Holiday Inn Crowne Plaza, Rockville
   - Quality Inn-Proposed, Rockville
   - Ramada Inn, Rockville
   - Salisbury Hotel, Salisbury
   - Sheraton Hotel, Salisbury
   - Courtyard by Marriott, Silver Spring
   - Quality Inn-Proposed, Silver Spring
   - Comfort Inn-Proposed, Solomons Island
   - Holiday Inn, Towson
   - Quality Inn-Proposed, Westminster

  Massachusetts
   - Susse Chalet, Amsbury
   - Courtyard by Marriott, Andover
   - Marriott Hotel, Andover
   - Stouffer Bedford Glen Hotel, Bedford
   - Anthony's Pier Four, Boston
   - Battery Wharf Hotel-Proposed, Boston
   - Boston Harbor Hotel, Boston
   - Boston World Trade Center, Boston
   - Bostonian Hotel, Boston
   - Colonnade Hotel, Boston
   - Commonwealth Center Hotel, Boston
   - Compri Hotel-Proposed, Boston
   - Copley Plaza Hotel, Boston
   - Courtyard by Marriott-Foxborough, Boston
   - Econo Lodge-Proposed, Boston
   - Harborside Conf. Center-Proposed, Boston
   - Hilton-Back Bay, Boston
   - Hilton-Logan, Boston
   - Holiday Inn-Government Center, Boston
   - Hotel - Proposed, Boston
   - Hyatt Fan Pier-Proposed, Boston
   - Hyatt Harborside-Proposed, Boston
   - Lafayette Hotel, Boston
   - Lenox Hotel, Boston
   - Marriott Copley Place, Boston
   - Meridien Hotel, Boston
   - Omni Parker House, Boston
   - Residence Inn, Boston
   - Ritz-Carlton, Boston
   - Statler Hilton Hotel, Boston
   - Tremont House Hotel, Boston
   - World Trade Center Hotel - Proposed, Boston
   - Marriott Hotel, Boston/Newton
   - Sheraton Tara Hotel, Braintree
   - Ocean Edge Inn & Conference Center, Brewster
   - Holiday Inn, Brookline
   - Days Inn, Burlington
   - Charles Hotel, Cambridge
   - Hyatt Hotel, Cambridge
   - Royal Sonesta Hotel, Cambridge
   - The Charles Hotel, Cambridge
   - Chatham Bars Inn, Chatham
   - Chelmsford Radisson Hotel, Chelmsford
   - Best Western Motor Lodge, Chicopee
   - Cummington Farm Resort-Proposed, Cummington
   - Appleton Inn, Danvers
   - Howard Johnson Hotel, Danvers
   - Radisson Ferncroft Hotel, Danvers
   - Residence Inn - Proposed, Danvers
   - Dedham Comfort Inn, Dedham
   - Holiday Inn, Dedham
   - Wequassett Inn, East Harwich
   - Harbor View Hotel, Edgartown
   - Kelley House, Edgartown
   - Airport Inn, Fall River
   - Sea Crest Hotel, Falmouth
   - Sheraton Inn, Falmouth
   - Radisson Hotel, Ferncroft
   - Sheraton Tara Hotel, Framingham
   - Hotel-Proposed, Franklin
   - Hotel-Proposed, Haverhill
   - Susse Chalet, Holyoke
   - Dunfey Hyannis Hotel, Hyannis
   - Heritage House Hotel, Hyannis
   - Holiday Inn, Hyannis
   - Sheraton Regal Inn, Hyannis
   - Tara Hyannis, Hyannis
   - Canyon Ranch-Berkshires, Lenox
   - Cranwell Hotel and Conference Ctr., Lenox
   - Spa/Resort-Proposed, Lenox
   - Holiday Inn, Leominster
   - Lexington Sheraton, Lexington
   - Residence Inn-Proposed, Littleton
   - Appleton Inn, Lowell
   - Hilton Hotel, Lowell
   - Town House Motor Inn, Lowell
   - Holiday Inn, Marlboro
   - Susse Chalet, Middleboro
   - Sheraton Milford Hotel, Milford
   - Holiday Inn, Natick
   - Skipper's Inn, New Bedford
   - Days Inn, Newton
   - Howard Johnson, Newton
   - Marriott Hotel, Newton
   - Sheraton - Wayfarer, Newton
   - Sheraton Tara, Newton
   - Susse Chalet, Newton
   - North Adams Inn, North Adams
   - Hilton Inn, Northampton
   - Hotel Northampton, Northampton
   - Factory Mutual Hotel, Norwood
   - University Inn, Oxford
   - Holiday Inn, Peabody
   - Berkshire Commons Hotel, Pittsfield
   - Hotel-Proposed, Plymouth
   - Hawthorne Hotel, Salem
   - Days Inn, Saugus
   - Susse Chalet, Seekonk
   - Howard Johnson, Somerset
   - Somerset Omni, Somerset
   - Federal House Inn, South Lee
   - Holiday Inn, Springfield
   - Howard Johnson, Springfield
   - Monarch Place, Springfield
   - Treadway Inn, Springfield
   - Publick House, Sturbridge
   - Sheraton, Sturbridge
   - Regency Inn of Taunton, Taunton
   - Holiday Inn, Tewksbury
   - Susse Chalet, Tewksbury
   - Susse Chalet, Waltham
   - Vista Waltham House, Waltham
   - Hampton Inn, West Springfield
   - Westford Regency Hotel, Westford
   - The Westminster Village Inn, Westminster
   - The Orchards, Williamstown
   - Treadway Inn, Williamstown
   - Days Inn, Woburn
   - Howard Johnson, Woburn
   - Radisson Hotel, Woburn
   - Ramada Inn, Woburn
   - Susse Chalet, Woburn
   - Marriott Hotel, Worcester
   - Alladin Motor Inn, Yarmouth
   - Flagship Motor Inn, Yarmouth
   - Gull Wing Suites Hotel, Yarmouth

  Michigan
   - Motel-Proposed, Adrian
   - Ramada Inn, Allen Park
   - Holiday Inn-Alpena, Alpena
   - Compri Hotel-Proposed, Ann Arbor
   - Hampton Inn-North, Ann Arbor
   - Hampton Inn-South, Ann Arbor
   - Hilton Hotel, Ann Arbor
   - Holiday Inn-East, Ann Arbor
   - Holiday Inn-West, Ann Arbor
   - Residence Inn, Ann Arbor
   - Sheraton Hotel, Ann Arbor
   - AmeriSuites Hotel-Proposed, Auburn Hills
   - Holiday Inn, Auburn Hills
   - Knights Inn, Battle Creek
   - Super 8, Battle Creek
   - Bay Valley Inn, Bay City
   - Howard Johnson, Belleville
   - Fairfield Inn-Airport, Charlotte
   - Courtyard by Marriott, Dearborn
   - Courtyard by Marriott-Airport, Detroit
   - Courtyard by Marriott-Auburn Hills, Detroit
   - Courtyard by Marriott-Livonia, Detroit
   - Days Inn, Detroit
   - Downtown Hotel-Proposed, Detroit
   - Fairfield Inn-Airport, Detroit
   - Fairfield Inn-Auburn Hills, Detroit
   - Fairfield Inn-Warren, Detroit
   - Fairfield Inn-West, Detroit
   - Golden Harp, Detroit
   - Hampton Inn, Detroit
   - Hilton-Airport, Detroit
   - Hilton-North Field, Detroit
   - Holiday Inn, Detroit
   - Holiday Inn-Metro Airport, Detroit
   - Hotel Pontchartrain, Detroit
   - Omni Detroit, Detroit
   - Westin Hotel Renaissance Center, Detroit
   - Holiday Inn, East Lansing
   - Holiday Inn-Proposed, East Lansing
   - Knights Inn, Flint
   - Amway Hotel, Grand Rapids
   - Holiday Inn, Grand Rapids
   - Grand Traverse Resort, Grand Traverse Village
   - Holiday Inn, Howell
   - Jackson Hotel, Jackson
   - Fairfield Inn, Kalamazoo
   - Hilton-Kalamazoo Center, Kalamazoo
   - Holiday Inn, Kalamazoo
   - Radison Plaza Hotel, Kalamazoo
   - Residence Inn, Kalamazoo
   - Super 8, Kalamazoo
   - Embassy Suites-Proposed, Lansing
   - Holiday Inn, Lansing
   - Motel 6, Lansing
   - Quality Suites Hotel, Lansing
   - Compri Hotel-Proposed, Livonia
   - Embassy Suites, Livonia
   - Embassy Suites-Proposed, Livonia
   - Holiday Inn, Livonia
   - Marriott Hotel, Livonia
   - Fairfield Inn, Madison Heights
   - Residence Inn, Madison Heights
   - Holiday Inn, Marquette
   - Knights Inn, Monroe
   - Comfort Inn-Proposed, Mount Clemens
   - Holiday Inn, Muskegan
   - Super 8, Muskegon
   - Hilton Hotel, Novi
   - Holiday Inn-Petoskey, Petoskey
   - Mayflower Hotel, Plymouth
   - Inn at the Bridge, Port Huron
   - Radisson Hotel, Romulus
   - Holiday Inn-East, Saginaw
   - Super 8, Saginaw
   - Courtyard by Marriott, Southfield
   - Embassy Suites, Southfield
   - Hilton Hotel, Southfield
   - Marriott Hotel, Southfield
   - Ramada Inn, Southfield
   - Residence Inn, Southfield
   - The Garden Inn, Southfield
   - Comfort Suites-Proposed, Sterling Heights
   - Holiday Inn, Sturgis
   - Grand Traverse Resort, Traverse City
   - Hampton Inn, Traverse City
   - Park Place Hotel, Traverse City
   - Courtyard by Marriott, Troy
   - Holiday Inn, Troy
   - Marriott, Troy
   - Residence Inn, Troy
   - Courtyard by Marriott, Warren
   - Days Inn, Warren
   - Holiday Inn, Warren
   - Motel 6, Warren
   - Residence Inn, Warren
   - Van Dyke Hotel & Conference Center, Warren
   - Bob Evans Restaurant, Wyoming
   - Super 8, Wyoming
   - Radisson Resort-Conference Center, Ypsilanti

  Minnesota
   - Embassy Suites, Bloomington
   - Hilton Airport Hotel, Bloomington
   - Hilton Hotel, Bloomington
   - Howard Johnson Lodge, Bloomington
   - Marriott Hotel, Bloomington
   - Ramada Inn, Bloomington
   - Days Inn - Minneapolis, Brooklyn Center
   - Residence Inn, Eagan
   - Compri Hotel-Proposed, Minneapolis
   - Courtyard by Marriott-Eden Prairie, Minneapolis
   - Courtyard by Marriott-Mendota, Minneapolis
   - Days Inn, Minneapolis
   - Dyckman Hotel, Minneapolis
   - Hilton Inn, Minneapolis
   - Holiday Inn-Downtown, Minneapolis
   - Hotel-Proposed, Minneapolis
   - Luxeford Hotel, Minneapolis
   - Marquette, Minneapolis
   - Marriott City Center Hotel, Minneapolis
   - Marriott-Minnetonka, Minneapolis
   - Motel 6, Minneapolis
   - Omni-Northstar, Minneapolis
   - Radisson Hotel, Minneapolis
   - Ramada Inn, Minneapolis
   - Sheraton Minneapolis, Minneapolis
   - Sofitel, Minneapolis
   - Motel-Proposed, Montevideo
   - Days Inn, Plymouth
   - Hotel-Proposed, Rochester
   - Howard Johnson, Rochester
   - Motel 6, Rochester
   - Radisson Hotel, Rochester
   - Days Inn, Roseville
   - Holiday Inn, Saint Paul
   - Holiday Inn-Town Square, Saint Paul
   - Hotel-Proposed, Saint Paul
   - Inn and Expo Center, Saint Paul
   - World Trade Hotel, Saint Paul
   - Wayzata Conference Center, Wayzata

  Mississippi
   - Howard Johnson, Biloxi
   - Holiday Inn, Greenwood
   - Motel 6, Hattlesburg
   - Hampton Inn, Jackson
   - Howard Johnson, Jackson
   - Ramada Inn-Proposed, Jackson
   - Residence Inn, Jackson
   - Cabot Lodge, Ridgeland
   - Holiday Inn, Vicksburg

  Missouri
   - Ramada Inn, Columbia
   - Howard Johnson-North St. Louis, Hazelwood
   - Super 8, Independence
   - La Quinta Inn, Jackson - North
   - Capital Plaza, Jefferson City
   - Ramada Inn, Jefferson City
   - Days Inn, Joplin
   - Super 8, Joplin
   - Allis Plaza, Kansas City
   - Americana Hotel, Kansas City
   - AmeriSuites Hotel-Proposed, Kansas City
   - Doubletree Hotel, Kansas City
   - Embassy Suites, Kansas City
   - Fairfield Inn-West, Kansas City
   - Hilton - Proposed, Kansas City
   - Hilton Inn, Kansas City
   - Historic Suites Hotel, Kansas City
   - Holiday Inn, Kansas City
   - Holiday Inn Crowne Plaza, Kansas City
   - Holiday Inn-Proposed, Kansas City
   - Proposed Sheraton Hotel, Kansas City
   - Radisson Suite Hotel, Kansas City
   - Resort Hotel - Proposed, Kansas City
   - Marriott-Tan-Tar-A, Lake of the Ozarks
   - Super 8, Liberty
   - Super 8, North Kansas City
   - Inn at Grand Glaize, Osage Beach
   - Super 8, Saint Joseph
   - Clarion, Saint Louis
   - Courtyard by Marriott-Creve Coeur, Saint Louis
   - Courtyard by Marriott-Downtown, Saint Louis
   - Courtyard by Marriott-Westport, Saint Louis
   - Days Inn, Saint Louis
   - Doubletree Hotel, Saint Louis
   - Drury Inn, Saint Louis
   - Embassy Suites, Saint Louis
   - Fairfield Inn-Hazel, Saint Louis
   - Henry VIII Hotel, Saint Louis
   - Hilton Hotel-Bel Air, Saint Louis
   - Holiday Inn Sports Complex, Saint Louis
   - Holiday Inn-Airport North, Saint Louis
   - Holiday Inn-Downtown, Saint Louis
   - Holiday Inn-Riverfont, Saint Louis
   - Howard Johnson-South, Saint Louis
   - Mayfair Hotel, Saint Louis
   - Omni-St. Louis Station, Saint Louis
   - Ramada Inn-Westport, Saint Louis
   - Residence Inn-Chesterfield, Saint Louis
   - Residence Inn-Richmond Heights, Saint Louis
   - Ritz-Carlton Hotel, Saint Louis
   - Sheraton-Airport, Saint Louis
   - St. Louis Airport Hilton, Saint Louis
   - St. Louis Airport Radisson Hotel, Saint Louis
   - St. Louisian Hotel, Saint Louis
   - Stouffer Concourse Hotel, Saint Louis
   - Super 8, Saint Louis
   - Marriott Hotel, Saint Louis County
   - Holiday Inn, Springfield
   - Sheraton Inn, Springfield
   - Super 8, Springfield
   - Executive Inn & Office Building, St. Louis
   - Holiday Inn, St. Louis
   - Howard Johnson Hotel, St. Louis
   - Hotel-Proposed, Unity Village
   - Holiday Inn, Wendtzville

  Montana
   - Sheraton Hotel, Billings
   - Super 8, Billings
   - Super 8, Great Falls
   - Super 8, Helena
   - Super 8, Kalispell
   - Holiday Inn, Missoula
   - Red Lion Inn, Missoula

  Nebraska
   - Holiday Inn, Kearney
   - Best Western Airport Inn, Lincoln
   - Holiday Inn-Airport, Lincoln
   - Holiday Inn-Northeast, Lincoln
   - Howard Johnson, North Platte
   - Marriott Hotel, Omaha
   - Ramada Inn, Omaha
   - Red Lion Inn, Omaha

  Nevada
   - Lake Mead Resort, Boulder City
   - Ormsby House Hotel and Casino, Carson City
   - Super 8, Carson City
   - Doubletree Hotel and Resort, Cathedral City
   - Best Western Motel - Proposed, Jackpot
   - Airport Inn, Las Vegas
   - Aladdin Hotel and Casino, Las Vegas
   - Alexis Park Resort Hotel, Las Vegas
   - Casino Hotel-Proposed, Las Vegas
   - Courtyard by Marriott, Las Vegas
   - El Rancho Hotel and Casino, Las Vegas
   - Hotel and Casino-Proposed, Las Vegas
   - Jockey Club Hotel and Casino, Las Vegas
   - La Quinta Hotel, Las Vegas
   - Paradise Resort, Las Vegas
   - Residence Inn, Las Vegas
   - Silverbird Casino, Las Vegas
   - Super 8-Proposed, Las Vegas
   - The Mirage, Las Vegas
   - Tropicana Travelodge, Las Vegas
   - Westward Ho Casino, Las Vegas
   - Echo Bay Resort, Overton
   - Holiday Inn, Reno
   - La Quinta Hotel, Reno
   - Quality Inn and Casino, Reno
   - Red Lion Hotel-Proposed, Reno

  New Hampshire
   - Sheraton Wayfarer, Bedford
   - Hampton Inn, Bow
   - Mount Washington Resort, Bretton Woods
   - Balsams Hotel, Dixville Notch
   - Sheraton Inn-Lamie's Tavern, Hampton
   - Woodbound Inn, Jaffrey
   - Brickyard Mountain Inn, Laconia
   - Loon Mountain Hotel, Lincoln
   - Appleton Inns, Manchester
   - Holiday Inn Center, Manchester
   - Sheraton Wayfarer, Manchester
   - Susse Chalet, Manchester
   - Clarion Somerset Hotel, Nashua
   - Hotel-Proposed, Nashua
   - Tara Sheraton Nashua, Nashua
   - Wentworth by the Sea, Newcastle
   - Susse Chalet, Portsmouth
   - Wentworth-by-the-Sea, Portsmouth
   - Salem Inn, Salem
   - Susse Chalet, Salem
   - Landmarc Lodge-East, Waterville Valley
   - Landmarc Lodge-West, Waterville Valley
   - Silver Squirrel Inn, Waterville Valley
   - Snowy Owl Inn, Waterville Valley
   - Chalet Susse International, Inc., Wilton

  New Jersey
   - Marriott Seaview Golf Resort, Abescon
   - Howard Johnson Hotel, Absecon
   - Seaview Country Club, Absecon
   - Berkeley Carteret Hotel, Asbury Park
   - Caesar's Hotel and Casino, Atlantic City
   - Casino Hotel-Proposed, Atlantic City
   - Deauville Hotel, Atlantic City
   - Diplomat Hotel, Atlantic City
   - Hampton Inn, Atlantic City
   - Harrah's Marina Hotel Casino, Atlantic City
   - Lafayette Hotel, Atlantic City
   - Resorts Int'l Hotel and Casino, Atlantic City
   - Royal Inn, Atlantic City
   - Sands Hotel and Casino, Atlantic City
   - Traymore Hotel Site, Atlantic City
   - Tropicana Hotel and Casino, Atlantic City
   - World International Hotel, Atlantic City
   - Bernards Inn, Bernardsville
   - Hotel-Proposed, Bridgewater
   - Proposed Hotel, Camden
   - Cherry Hill Hyatt, Cherry Hill
   - Cherry Hill Inn, Cherry Hill
   - Ramada Inn, Clifton
   - Comfort Suites, E. Rutherford
   - Ramada Renaissance, East Brunswick
   - Sheraton Inn, East Brunswick
   - Sheraton - Per Diem, East Rutherford
   - Holiday Inn-Raritan Center, Edison
   - Hotel-Proposed, Edison
   - Ramada Inn, Edison
   - Best Western Hotel, Egg Harbor Township
   - Newark Airport Vista Hotel, Elizabeth
   - Ramada Inn-Proposed, Elizabeth
   - Sheraton Inn, Elizabeth
   - Marriott Suite Hotel-Proposed, Elmwood Park
   - Howard Johnson, Englewood
   - Conference Center, Farleigh Dickinson
   - Motel-Proposed, Flemington
   - Hamilton Park Conference Center, Florham Park
   - Courtesy Motel, Fort Lee
   - Ramada Inn-Proposed, Franklin Township
   - Playboy Resort, Great Gorge
   - Marriott Hotel, Hanover
   - Sheraton Hotel, Hasbrouck Heights
   - Holiday Inn, Jamesburg
   - Restaurant at Port Liberte, Jersey City
   - Harrogate Senior Living Facility, Lakewood
   - Courtyard by Marriott, Lincroft
   - Hotel-Proposed, Long Branch
   - Comfort Inn, Mahwah
   - Courtyard by Marriott, Mahwah
   - Residence Inn-Proposed, Mahwah
   - Economy Lodge - Proposed, Meadowlands
   - Holiday Inn, Meadowlands
   - Hotel-Proposed, Meadowlands
   - Meadowlands Hilton, Meadowlands
   - Sheraton Hotel, Meadowlands
   - Forsgate Conference Center, Monroe Township
   - Conference Center, Morristown
   - Governor Morris Inn, Morristown
   - Headquarters Plaza Hotel, Morristown
   - Pleasantville Farms Conference Cent, Morristown
   - Howard Johnson Lodge, Mount Holly
   - Courtyard by Marriott, Mount Laurel
   - Hilton, Mount Laurel
   - Days Hotel, New Brunswick
   - Hyatt Hotel, New Brunswick
   - Rennaisance Hotel, New Brunswick
   - Residence Inn - Princeton, New Jersey
   - Airport Hotel-Proposed, Newark
   - Courtyard by Marriott-Airport, Newark
   - Holiday Inn, Newark
   - Holiday Inn-Airport North, Newark
   - Hotel-Proposed, Newark
   - Howard Johnson Hotel, Newark
   - Days Inn, North Bergen
   - Holiday Inn, North Brunswick
   - Port-O-Call, Ocean City
   - Sting Ray Motel, Ocean City
   - Hotel-Proposed, Ocean Grove
   - Spray View Hotel, Ocean Grove
   - Macy Hotel-Proposed, Paramus
   - Red Carpet Inn, Paramus
   - Residence Inn-Proposed, Paramus
   - Marriott Hotel-Proposed, Park Ridge
   - Embassy Suites, Parsippany
   - Hilton, Parsippany
   - Residence Inn-Proposed, Parsippany
   - Howard Johnson, Phillipsburg
   - Hotel-Proposed, Piscataway
   - Residence Inn-Proposed, Piscataway
   - Compri Hotel-Proposed, Princeton
   - Hyatt Regency, Princeton
   - Marriott Hotel, Princeton
   - Omni Nassau Inn, Princeton
   - Treadway Inn, Princeton
   - Howard Johnson, Ridgefield Park
   - Hotel-Proposed, Rockleigh
   - Hotel-Proposed, Roxbury Township
   - Ramada Inn, Runnemede
   - Howard Johnson, Saddle Brook
   - Marriott Hotel, Saddle Brook
   - Days Inn, Secaucus
   - Howard Johnson, Secaucus
   - Ramada Inn, Secaucus
   - Hilton At Short Hills, Short Hills
   - Pier 4 Motel, Somers Point
   - Garden State Convention Center, Somerset
   - Holiday Inn, Somerset
   - Marriott Hotel, Somerset
   - Neighborhood Suites-Proposed, Somerset
   - Sommerset Plaza Hotel, Somerset
   - Summerfield Suites Hotel, Sommerset
   - Hewitt Wellington Hotel, Spring Lake
   - Hotel-Proposed, Spring Lake
   - Loews Glenpointe Hotel, Teaneck
   - Appleton Inn, Tinton Falls
   - Envoy Inn, Tinton Falls
   - Hilton Inn, Tinton Falls
   - Residence Inn, Tinton Falls
   - Sunrise Suite Hotel, Tinton Falls
   - Hotel-Proposed, Toms River
   - Hotel-Proposed, Turnersville
   - Hotel-Proposed, Wayne
   - Howard Johnson-Proposed, Wayne
   - Holiday Inn, Wildwood Crest
   - Motel, Wrightstown

  New Mexico
   - Compri Hotel-Proposed, Albuquerque
   - Courtyard by Marriott-Airport, Albuquerque
   - Fairfield Inn-Proposed, Albuquerque
   - Hampton Inn, Albuquerque
   - Hilton Hotel, Albuquerque
   - Holiday Inn, Albuquerque
   - Marriott Hotel, Albuquerque
   - Radisson Suite Hotel-Proposed, Albuquerque
   - Residence Inn, Albuquerque
   - Rodeway Inn, Albuquerque
   - Winrock Motor Inn, Albuquerque
   - La Quinta Inn, Albuquerque - Airport
   - Corkin's Lodge, Chama
   - La Quinta Inn, Farmington
   - Hilton, Las Cruces
   - Las Cruces Hilton, Las Cruces
   - Super 8, Las Cruces
   - Ski Rio Ski Resort, Miracle Mountain
   - Super 8, Raton
   - Young's Ranch, Red River
   - Eldorado Hotel, Santa Fe
   - Homewood Suites Hotel, Santa Fe
   - Hotel-Proposed, Santa Fe
   - Inn at Loretto, Santa Fe
   - Inn on the Alameda, Santa Fe
   - La Fonda Hotel, Santa Fe
   - La Quinta Hotel, Santa Fe
   - Residence Inn, Santa Fe
   - Santa Fe Motel, Santa Fe
   - Sheraton de Santa Fe, Santa Fe

  New York
   - Americana Inn, Albany
   - Desmond Hotel, Albany
   - Hilton Hotel, Albany
   - Marriott Hotel, Albany
   - Sheraton Inn, Albany
   - Susse Chalet, Albany
   - VIP Motor Lodge (Howard Johnson), Albany
   - Embassy Suites-Proposed, Amherst
   - Holiday Inn, Amherst
   - Annandale Inn-Proposed, Annandale
   - Wampus Inn-Proposed, Armonk
   - Treadway Inn, Batavia
   - Hampton Inn, Binghamton
   - Holiday Inn-Arena, Binghamton
   - Holiday Inn-SUNY, Binghamton
   - Hotel-Proposed, Binghamton
   - Howard Johnson, Binghamton
   - Residence Inn, Binghamton
   - Sheraton Inn, Binghamton
   - Eden Motel, Bronx
   - Days Inn-Proposed, Brookhaven
   - Residence Inn, Brookhaven
   - Brooklyn Hotel-Proposed, Brooklyn
   - Hilton Hotel, Brooklyn
   - Airport Hotel-Proposed, Buffalo
   - Buffalo Hotel, Buffalo
   - Days Hotel-Proposed, Buffalo
   - Hilton Hotel, Buffalo
   - Holiday Inn - Midtown, Buffalo
   - Hyatt Hotel, Buffalo
   - Hyatt Regency Hotel & Retail Area, Buffalo
   - Radisson Hotel, Buffalo
   - Ramada Inn-Airport, Buffalo
   - Ramada Renaissance Hotel, Buffalo
   - Residence Inn-Proposed, Buffalo
   - Sheraton Hotel, Buffalo
   - Sheraton Inn Buffalo East, Buffalo
   - Sheraton Inn-Airport, Buffalo
   - Sheraton Inn, Canadaiqua
   - Airway Motel, Cheektowaga
   - Holiday Inn - Airport, Cheektowaga
   - Holiday Inn - Gateway, Cheektowaga
   - Quality Inn, Cheektowaga
   - Sheraton Buffalo, Cheektowga
   - Steeplechase Park-Proposed, Coney Island
   - Hilton Inn, Corning
   - Resort/Conference Center-Proposed, Cornwall
   - Holiday Inn, Cortland
   - Roycroft Inn, East Aurora
   - Hotel-Proposed, East Elmhurst
   - Susse Chalet, East Greenbush
   - Nevele Hotel, Ellenville
   - Int'l Conf./Learning Center-Propose, Ellis Island
   - Days Inn, Elmsford
   - Howard Johnson, Elmsford
   - Neighborhood Suites Hotel-Proposed, Fishkill
   - Residence Inn, Fishkill
   - Metropole Hotel, Flushing
   - Midway Hotel, Flushing
   - Sheraton - Proposed, Flushing Center
   - Hotel-Proposed, Garden City
   - Wyndham Condominium, Garden City
   - Harrison Conference Center, Glen Clove
   - Great Neck Hotel, Great Neck
   - Comfort Inn, Greece
   - Holiday Inn-Proposed, Greece
   - Tamarack Lodge, Greenfield Park
   - Claudio's Restaurant, Greenport
   - Colonie Hill, Hauppauge
   - Holiday Inn, Hauppauge
   - Marriott Wind Watch Hotel & Golf, Hauppauge
   - Marriott Windwatch, Hauppauge
   - Ramada Inn, Hauppauge
   - Residence Inn, Hauppauge
   - Homewood Suites-Proposed, Henrietta
   - Howard Johnson, Huntington
   - Huntington Townhouse, Huntington
   - Hampton Inn, Islandia
   - Marriott Wind Watch, Islandia
   - Hotel-Proposed, Islip
   - Howard Johnson Hotel, Ithaca
   - Ramada Inn, Ithaca
   - Sheraton Inn, Ithaca
   - JFK Hilton, Jamaica
   - Howard Johnson, Kingston
   - Ramada Inn, Kingston
   - Omni Sagamore, Lake George
   - Ramada Inn, Lake George
   - Former Lake Placid Club Hotel, Lake Placid
   - Hilton Hotel, Lake Placid
   - Mirror Lake Inn, Lake Placid
   - Holiday Inn, Latham
   - Howard Johnson, Latham
   - Howard Johnson, Liberty
   - The New Brown's Resort, Loch Sheldrake
   - Convention Center - Proposed, Long Island
   - Eastern Nassau/W. Suffolk Hotel, Long Island
   - Hyatt Hotel-Proposed, Long Island
   - Motel-Proposed, Lynbrook
   - Crowne Plaza Hotel, Manhattan
   - Hotel Mark, Manhattan
   - Proposed Economy Hotel, Manhattan
   - Sugar Maples Resort, Maplecrest
   - Hotel-Proposed, Middletown
   - Howard Johnson, Middletown
   - Montauk Yacht Club and Inn, Montauk
   - Kutsher's Resort, Monticello
   - Motel-Proposed, Nanuet
   - Wallkill Valley Inn Project, New Paltz
   - Hotel-Proposed, New Rochelle
   - Le Richmond Hotel, New Rochelle
   - Ramada Plaza Inn and Offices, New Rochelle
   - Sheraton Inn, New Rochelle
   - Aberdeen Hotel, New York
   - American Youth Hostel, New York
   - Americana Hotel, New York
   - Ashley Hotel, New York
   - Astor House-Proposed, New York
   - Barbizon Plaza Hotel, New York
   - Barclay Hotel, New York
   - Battery Park City Hotel-Proposed, New York
   - Berkshire Place, New York
   - Best Western Woodward Hotel, New York
   - Biltmore Hotel, New York
   - Broadway Crowne Plaza, New York
   - Carlton House Hotel, New York
   - Century Paramount Hotel, New York
   - Chatwal Inn, New York
   - Chatwal Inn on 45th Street, New York
   - Chatwal Inn on Park Avenue, New York
   - Chinatown Hotel-Proposed, New York
   - Courtyard by Marriott-Proposed, New York
   - Custom's House, New York
   - Days Inn, New York
   - Days Inn-West 57th Street, New York
   - Doral Inn, New York
   - Dover Hotel, New York
   - Downtown Athletic Club, New York
   - Downtown Conference Center, New York
   - Drake Hotel, New York
   - Econo Lodge-Proposed, New York
   - El Rio Grande, New York
   - Embassy Suites-Times Square-Propose, New York
   - Empire Hotel, New York
   - Essex House, New York
   - Executive Hotel, New York
   - Giordano Hotel, New York
   - Gorham Hotel, New York
   - Grand Bay at Equitable Center, New York
   - Grand Hyatt Hotel, New York
   - Greenwich Street Hotel, New York
   - Halloran House, New York
   - Hampton House, New York
   - Harley Hotel, New York
   - Helmsley Hotel, New York
   - Hilton Hotel, New York
   - Hilton Hotel-Statler, New York
   - Holiday Inn, New York
   - Holiday Inn Crowne Plaza-Broadway, New York
   - Holiday Inn Crowne Plaza-Manhattan, New York
   - Holland Hotel, New York
   - Hotel Intercontinental, New York
   - Hotel Pierre, New York
   - Hotel-1926 Broadway-Proposed, New York
   - Hotel-East 57th Street-Proposed, New York
   - Hotel-Proposed, New York
   - Hotel-Tenth Avenue-Proposed, New York
   - Howard Hotel, New York
   - Howard Johnson, New York
   - Journey's Court Hotel-Proposed, New York
   - Journey's End, New York
   - Kalikow Hotel-Proposed, New York
   - Kennedy Inn, New York
   - Lancaster Hotel, New York
   - Le Meridien Liberty New York, New York
   - Lowell Hotel, New York
   - Luxury Hotel-Proposed, New York
   - Macklowe Hotel, New York
   - Madison Towers Hotel, New York
   - Manger Windsor Hotel, New York
   - Mark Hotel, New York
   - Marriott East Side, New York
   - Marriott Financial Center, New York
   - Marriott Hotel-Proposed, New York
   - Marriott Marquis, New York
   - Martinique Hotel, New York
   - Mayfair Regent, New York
   - Milford Plaza Hotel, New York
   - Millennium Hotel, New York
   - Navarro Hotel, New York
   - Nova Park-Gotham, New York
   - Novotel, New York
   - Omni Berkshire Place, New York
   - Omni Park Central, New York
   - Parc Fifty One Hotel, New York
   - Parker Meridien Hotel, New York
   - Peninsula Hotel, New York
   - Penta Hotel, New York
   - Piccadilly Hotel, New York
   - Plaza Hotel, New York
   - President Hotel, New York
   - Prince George Hotel, New York
   - Prince Street Hotel-Proposed, New York
   - Proposed Hotel and Apartments, New York
   - Proposed Luxury Hotel-Proposed, New York
   - Quality Inn, New York
   - Quality Suites, New York
   - Ramada Inn, New York
   - Regent Hotel-Proposed, New York
   - Regent of New York-Proposed, New York
   - Ritz-Carlton, New York
   - Roger Smith Winthrop Hotel, New York
   - Roosevelt Hotel, New York
   - Russian Tea Room, New York
   - Sheraton Hotel, New York
   - Sheraton Motor Inn, New York
   - Sheraton Park Avenue, New York
   - Soho Hotel-Proposed, New York
   - St. Moritz Hotel, New York
   - St. Regis, New York
   - Stanhope, New York
   - Sutton Place Hotel, New York
   - Taft Hotel, New York
   - Tenth Avenue Hotels-Proposed, New York
   - The Pierre Hotel, New York
   - The Plaza Athenee, New York
   - Times Square Hotel-Proposed, New York
   - Timeshare-Proposed, New York
   - Travel Inn, New York
   - Tudor Hotel, New York
   - UN Plaza Suite Hotel-Proposed, New York
   - Vista International, New York
   - Waldorf=Astoria Hotel, New York
   - Warwick Hotel, New York
   - Westbury Hotel, New York
   - Westin Plaza Hotel, New York
   - Woodward Hotel-Proposed, New York
   - York Club, New York
   - Howard Johnson Motel & Restaurant, Newburgh
   - Ramada Inn, Newburgh
   - Hilton Hotel, Niagara Falls
   - Howard Johnson, Norwich
   - Hotel-Proposed, Orangetown
   - Hudson Valley Conference Center, Ossining
   - Sheraton Inn, Ossining
   - Hotel-Proposed, Oswego
   - Best Western, Painted Post
   - Lodge on the Green, Painted Post
   - Residence Inn - Proposed, Parsippany
   - Senior Living - Proposed, Pearl River
   - Drum Hill Hotel, Peekskill
   - Holiday Inn, Plainview
   - Howard Johnson, Plainview
   - Pickwick Motor Inn, Plainview
   - Residence Inn, Plainview
   - Holiday Inn, Plattsburgh
   - Motel-Proposed, Port Jefferson
   - Comfort Inn-Proposed, Poughkeepsie
   - Courtyard by Marriott, Poughkeepsie
   - Radison Hotel, Poughkeepsie
   - Wyndham Hotel, Poughkeepsie
   - Best Western-LaGuardia Airport, Queens
   - Crown Motel, Queens
   - Crowne Plaza-LaGuardia Airport, Queens
   - Days Inn-LaGuardia Airport, Queens
   - Executive Inn, Queens
   - Hilton Inn-LaGuardia Airport, Queens
   - Hilton-JFK Airport, Queens
   - Holiday Inn-JFK Airport, Queens
   - Holiday Inn-LaGuardia Airport, Queens
   - Howard Johnson, Queens
   - Jade East Motel, Queens
   - JFK Plaza Hotel, Queens
   - Marriott Hotel-JFK Airport, Queens
   - Marriott-LaGuardia Airport, Queens
   - Metropole Hotel, Queens
   - Midway Hotel, Queens
   - Riviera Hotel, Queens
   - Royce Hotel-LaGuardia Airport, Queens
   - Sheraton-LaGuardia East-Proposed, Queens
   - Adria Hotel, Queens (Bayside)
   - Holiday Inn, Riverhead
   - Riverhead Motor Hotel, Riverhead
   - Americana Hotel, Rochester
   - Courtyard by Marriott-Wrighton, Rochester
   - Days Hotel (former Holiday Inn), Rochester
   - Hilton-Campus, Rochester
   - Holiday Inn, Rochester
   - Hotel-Proposed (former St. Bernard), Rochester
   - Hyatt Hotel, Rochester
   - Lodge at Woodcliff, Rochester
   - Omni Suites Hotel, Rochester
   - Residence Inn, Rochester
   - Sheraton Inn, Rochester
   - Stouffer Hotel, Rochester
   - Town House Inn, Rochester
   - Limited Service Hotel-Proposed, Rome
   - Hotel - Proposed, Roslyn
   - Roslyn Country Club, Roslyn
   - Courtyard by Marriott, Rye
   - Le Richemonde Hotel, Ryebrook
   - Baron's Cove Inn, Sag Harbor
   - Holiday Inn, Saratoga
   - Hotel-Proposed, Saratoga Springs
   - Howard Johnson, Saugerties
   - Holiday Inn, Schenectady
   - Ramada Inn, Schenectady
   - Dering Harbor Inn, Shelter Island
   - Crowne Plaza-Proposed, Smithtown
   - Howard Johnson, Smithtown
   - Sheraton, Smithtown
   - Raleigh Hotel, South Fallsburg
   - Hotel-Proposed, Southhold
   - Susse Chalet, Spring Valley
   - Executive Motor Inn, Springfield Gardens
   - Staten Island Hotel, Staten Island
   - Imperial Htl/Stevensville Golf Crs., Stevensville
   - Holiday Inn, Suffern
   - Motel on the Mountain, Suffern
   - Browns Hotel, Sullivan County
   - Imperial Hotel, Sullivan County
   - The New Brown's Resort, Sullivan County
   - Courtyard by Marriott, Syracuse
   - Embassy Suites, Syracuse
   - Hampton Inn, Syracuse
   - Hilton Inn, Syracuse
   - Holiday Inn-Downtown, Syracuse
   - Holiday Inn-Exit 35, Syracuse
   - Holiday Inn-Exit 36, Syracuse
   - Holiday Inn-Exit 39, Syracuse
   - Holiday Inn-I-90, Syracuse
   - Homewood Suites Hotel-Proposed, Syracuse
   - Hotel Syracuse, Syracuse
   - Hotel-Proposed, Syracuse
   - Marriott Hotel, Syracuse
   - Residence Inn-Proposed, Syracuse
   - Sheraton University Inn & Conf.Ctr., Syracuse
   - Treadway Inn, Syracuse
   - Courtyard by Marriott, Tarrytown
   - Tarrytown House Conference Center, Tarrytown
   - Westchester Marriott, Tarrytown
   - Embassy Suites - Proposed, Times Square, New York
   - Marriott Hotel, Uniondale
   - Sheraton Nassau Hotel, Uniondale
   - Howard Johnson Hotel, Utica
   - Howard Johnson, Vestal
   - Hotel-Proposed, Watertown
   - Convention Hotel-Proposed, Westbury
   - Dalts Restaurant, Westbury
   - Howard Johnson, Westbury
   - Marriott Hotel, Westchester
   - Inn-Proposed, Westhampton
   - Crowne Plaza, White Plains
   - Hotel-Proposed, White Plains
   - Howard Johnson, White Plains
   - Roger Smith Hotel, White Plains
   - Stouffer Westchester Hotel, White Plains
   - White Plains Hotel, White Plains
   - Anton Meadows, Yaphank
   - Quality Suites, Yorktown
   - Yorktown Motor Lodge, Yorktown Heights

  North Carolina
   - Days Inn - Central, Asheville
   - Holiday Inn - Airport, Asheville
   - Holiday Inn - Tunnel, Asheville
   - Inn on the Plaza, Asheville
   - Sheraton Inn, Asheville
   - Days Inn, Ashville
   - Masters Economy Inn - Rocky Mount, Battlebro
   - Days Inn, Blowing Rock
   - All-Suite Hotel-Proposed, Boone
   - Residence Inn-Proposed, Cary
   - Carolina Inn, Chapel Hill
   - Hilton-Proposed, Chapel Hill
   - Charlotte Registry Hotel-Per Diem, Charlotte
   - Compri Hotel-Proposed, Charlotte
   - Courtyard by Marriott, Charlotte
   - Days Inn, Charlotte
   - Days Inn-Uptown, Charlotte
   - Fairfield Inn, Charlotte
   - Howard Johnson, Charlotte
   - Howard Johnson Lodge, Charlotte
   - Knights Inn, Charlotte
   - Manger Motor Inn, Charlotte
   - Marriott City Center, Charlotte
   - Marriott Hotel-Independence Center, Charlotte
   - Masters Economy Inn - Charlotte No, Charlotte
   - Masters Economy Inn - Merchandise, Charlotte
   - Queen City Motel, Charlotte
   - Residence Inn, Charlotte
   - Residence Inn-North, Charlotte
   - Resistry Hotel, Charlotte
   - Royce Suite Hotel, Charlotte
   - Sheraton Inn, Charlotte
   - Conference Center, Clemmons
   - Sheraton Motel, Dunn
   - Best Western, Durham
   - Cricket Inn, Durham
   - Days Inn, Durham
   - Dutch Village Inn, Durham
   - Fairfield Inn, Durham
   - Holiday Inn-West, Durham
   - Motel 6, Durham
   - Sheraton-University Center, Durham
   - The Duke Inn, Durham
   - Days Inn, Fayetteville
   - Fairfield Inn, Fayetteville
   - Holiday Inn, Fayetteville
   - Hotel-Proposed, Fayetteville
   - Knights Inn, Fayetteville
   - Goldsboro Motel, Goldsboro
   - Courtyard by Marriott, Greensboro
   - Days Inn, Greensboro
   - Embassy Suites, Greensboro
   - Fairfield Inn, Greensboro
   - Hilton, Greensboro
   - Marriott Hotel, Greensboro
   - Residence Inn, Greensboro
   - Sheraton Greensboro, Greensboro
   - Hotel-Proposed, Greenville
   - Radisson Hotel, High Point
   - Days Inn, Lumberton
   - Maggie Valley Country Club, Maggie Valley
   - Courtyard by Marriott, Raleigh
   - Fairfield Inn, Raleigh
   - Hampton Inn, Raleigh
   - Hilton, Raleigh
   - Holiday Inn-Downtown, Raleigh
   - Marriott Hotel-RTP, Raleigh
   - Raleigh Radisson, Raleigh
   - Residence Inn, Raleigh
   - Holiday Inn - Airport, Research Triangle Park
   - Howard Johnson, Roanoke Rapids
   - Sheraton Inn, Rocky Mount
   - Days Inn, Rocky Mountain
   - Fairfield Inn, Rocky Mountain
   - Motel 6, Rocky Mountain
   - Days Inn, Rowland
   - Sheraton Motel, Selma
   - Masters Economy Inn, Smithfield
   - Holiday Inn, Southern Pines
   - Fairfield Inn, Wilmington
   - Hilton, Winston/Salem
   - Holiday Inn, Winston/Salem
   - Winston Plaza Hotel, Winston/Salem

  North Dakota
   - Holiday Inn, Bismark
   - Radisson Inn, Bismark
   - Super 8, Bismark
   - Ramada Hotel, Fargo
   - Ramada Inn-Proposed, Fargo
   - Super 8, Grand Forks
   - Super 8, Minot

  Ohio
   - Holiday Inn-Cascade, Akron
   - Ramada Inn, Akron
   - Residence Inn, Akron
   - Aurora Inn and Pine Lake Trout Club, Aurora
   - Sheraton Inn, Aurora
   - Woodlands Inn, Aurora
   - Courtyard by Marriott, Blue Ash
   - Embassy Suites, Blue Ash
   - Residence Inn-Proposed, Blue Ash
   - Best Western, Cambridge
   - Days Inn, Cambridge
   - Hilton Hotel, Canton
   - Super 8, Canton
   - Best Western Northeast, Cincinnati
   - Carousel Inn, Cincinnati
   - Cincinnati Hotel, Cincinnati
   - Clarion Hotel, Cincinnati
   - Days Inn, Cincinnati
   - Embassy Suites-Proposed, Cincinnati
   - Holiday Inn-Downtown, Cincinnati
   - Holiday Inn-Eastgate, Cincinnati
   - Holiday Inn-Northeast, Cincinnati
   - Holiday Inn-Riverfront, Cincinnati
   - Holiday Inn-South, Cincinnati
   - Hotel-Airport-Proposed, Cincinnati
   - Howard Johnson, Cincinnati
   - Hyatt, Cincinnati
   - Knights Inn, Cincinnati
   - KOA Campground, Cincinnati
   - Marriott Inn, Cincinnati
   - Netherland Hilton, Cincinnati
   - Omni Netherland Plaza, Cincinnati
   - Proposed Hotel, Cincinnati
   - Radisson Inn, Cincinnati
   - Ramada Inn, Cincinnati
   - Residence Inn, Cincinnati
   - Residence Inn-North, Cincinnati
   - Sheraton Inn-Proposed, Cincinnati
   - Treadway Inn, Cincinnati
   - Vernon Manor, Cincinnati
   - AmeriSuite Hotel-Proposed, Cleveland
   - Downtown Hotel-Proposed, Cleveland
   - Fairfield Inn-Brook Park, Cleveland
   - Fairfield Inn-West, Cleveland
   - Holiday Inn-Airport, Cleveland
   - Holiday Inn-Lakeside, Cleveland
   - Hyatt Hotel-Proposed, Cleveland
   - Marriott Hotel, Cleveland
   - Sheraton City Center, Cleveland
   - Sheraton Hopkins, Cleveland
   - AmeriSuite - Proposed, Columbus
   - Embassy Suites, Columbus
   - Fairfield Inn-North, Columbus
   - Fairfield Inn-West, Columbus
   - Hilton Inn, Columbus
   - Holiday Inn-Airport, Columbus
   - Holiday Inn-City Center, Columbus
   - Holiday Inn-Worthington, Columbus
   - Hotel-Proposed, Columbus
   - Howard Johnson Hotel, Columbus
   - Howard Johnson-East, Columbus
   - Howard Johnson-West, Columbus
   - Knights Inn-West, Columbus
   - Marriott Hotel, Columbus
   - Nationwide Hotel, Columbus
   - Residence Inn-North, Columbus
   - Sheraton Plaza Hotel, Columbus
   - Sheraton-North, Columbus
   - Union Plaza Hotel-Steeplechase, Columbus
   - University Inn, Columbus
   - Woodfin Hotel, Columbus
   - Courtyard by Marriott, Crosswoods
   - Courtyard by Marriott, Dayton
   - Daytonian Hilton, Dayton
   - Fairfield Inn, Dayton
   - Hope Hotel & Conference Center, Dayton
   - Knights Inn-North, Dayton
   - Marriott Hotel, Dayton
   - Motel 6, Dayton
   - Ramada Inn, Dayton
   - Residence Inn-North, Dayton
   - Residence Inn By Marriott, Dayton South
   - Courtyard by Marriott, Dublin
   - Woodfin Suites, Dublin
   - East Liverpool Motor Lodge, East Liverpool
   - Howard Johnson, Euclid
   - Ramada Inn, Fairlawn
   - Hampton Inn, Independence
   - Howard Johnson, Lima
   - Ramada Inn, Lima
   - Best Western, Mansfield
   - Holiday Inn, Marietta
   - Lafayette Hotel, Marietta
   - Holiday Inn, Middletown
   - Howard Johnson, Middletown
   - Regal 8 Inn, Middletown
   - Sheraton-Proposed, Milford
   - Super 8, Montrose
   - Ramada Inn, Sandusky
   - Days Inn, Sharonville
   - Holiday Inn-Cincinnati North, Sharonville
   - Super 8, St. Clairsville
   - Holiday Inn, Strongsville
   - Balhalla Hotel, Toledo
   - Courtyard by Marriott, Toledo
   - Fairfield Inn-Airport, Toledo
   - Hilton at the Medical College, Toledo
   - Hilton Hotel, Toledo
   - Holiday Inn, Toledo
   - Knights Inn-West, Toledo
   - Marriott Portside Hotel, Toledo
   - Radisson Hotel, Toledo
   - Sofitel, Toledo
   - Hampton Inn-Proposed, Wickliffe
   - Holiday Inn, Youngstown
   - Hotel-Proposed, Youngstown
   - Sheraton-Proposed, Youngstown

  Oklahoma
   - Fountainhead Resort, Mcintosh County
   - Residence at the Trails Inn, Norman
   - Suit Hotel, Norman
   - Courtyard by Marriott, Oklahoma City
   - Embassy Suites, Oklahoma City
   - Holiday Inn, Oklahoma City
   - Lexington Hotel Suites, Oklahoma City
   - Lincoln Plaza Hotel, Oklahoma City
   - Marriott Hotel, Oklahoma City
   - Meridien Plaza, Oklahoma City
   - Sheraton Hotel, Oklahoma City
   - Arrowhead Resort, Pittsburgh County
   - Camelot Hotel, Tulsa
   - Doubletree Hotel, Tulsa
   - Former Holiday Inn, Tulsa
   - Former Holiday Inn-Downtown, Tulsa
   - Holiday Inn, Tulsa
   - Holiday Inn-Convention Center, Tulsa
   - La Quinta Inn, Tulsa
   - Marriott Hotel, Tulsa
   - Mayo Hotel, Tulsa
   - Residence Inn, Tulsa
   - Westin Hotel, Tulsa

  Oregon
   - Inn At Face Rock, Bandon
   - Courtyard by Marriott, Beaverton
   - Red Lion Motel, Bend
   - Sunriver Lodge and Resort, Bend
   - Econolodge Motel, Eugene
   - Valley River Inn, Eugene
   - Residence Inn Portland-South, Lake Oswego
   - Big Creek Resort-US Highway 101, Lane County
   - Embassy Suites, Portland
   - Holiday Inn Crowne Plaza - Proposed, Portland
   - Holiday Inn-Airport, Portland
   - Holiday Inn-South, Portland
   - Proposed Sheraton Suites, Portland
   - Red Lion - Jantzen Beach, Portland
   - Red Lion Inn-Lloyd Center, Portland
   - Red Lion Inn-Portland Center, Portland
   - Residence Inn - Proposed, Portland
   - Vintage Plaza Hotel, Portland
   - Wells Building, Portland
   - Execulodge Motel, Salem
   - Oregon Capital Inn, Salem
   - Springfield Red Lion Inn, Springfield
   - Sunriver Resort, Sunriver

  Pennsylvania
   - Allentown Hilton Hotel, Allentown
   - Holiday Inn, Allentown
   - Proposed Microtel, Allentown
   - Quality Inn, Allentown
   - Bedford Springs Hotel, Bedford
   - Compri Hotel-Proposed, Bensalem
   - Days Inn-Proposed, Bensalem
   - Holiday Inn, Bensalem
   - Residence Inn By Marriott, Berwyn
   - Econolodge, Bristol
   - Days Inn, Brookville
   - Buck Hill Falls Inn, Buck Hill Falls
   - Howard Johnson, Butler
   - Holiday Inn, Chambersburg
   - Days Inn, Clarion
   - Embassy Suites, Coraopolis
   - Hydeholde Country House-Proposed, Coraopolis
   - Days Inn, Danville
   - Holiday Inn, Dubois
   - Lafayette Inn-Proposed, Easton
   - Howard Johnson Hotel, Erie
   - Ramada Inn, Erie
   - Holiday Inn, Essington
   - Quality Suites-Proposed, Essington
   - Super 8-Proposed, Essington
   - Howard Johnson, Gibsonia
   - Compri Hotel-Proposed, Harrisburg
   - Holiday Inn, Harrisburg
   - Marriott Hotel, Harrisburg
   - Penn Harris Inn, Harrisburg
   - Sheraton Inn, Harrisburg
   - Super 8-Proposed, Harrisburg
   - Holiday Inn, Hazleton
   - Super 8-Proposed, Hazleton
   - Plaza Valley Forge Hotel, King of Prussia
   - Radisson Hotel, King of Prussia
   - Sheraton Hotel, King of Prussia
   - Valley Forge Complex, King of Prussia
   - Valley Forge Hilton, King of Prussia
   - Motel-Proposed, Lake Ariel
   - Days Inn, Lancaster
   - Holiday Inn-Route 30E, Lancaster
   - Holiday Inn-Route 501, Lancaster
   - Sheraton Lancaster Golf Resort, Lancaster
   - Super 8-Proposed, Lancaster
   - Holiday Inn, Lionville
   - Hilton-Great Valley, Malvern
   - Summerfield Suite-Proposed, Malvern
   - Days Inn, Meadville
   - Hilton Inn, Monroeville
   - Holiday Inn-West, Monroeville
   - Economy Hotel, Montgomery Township
   - Holiday Inn, New Hope
   - Treadway Inn, Newport
   - Residence Inn-Proposed, Paoli
   - Conference Center-Proposed, Penn State
   - Barclay Hotel, Philadelphia
   - Bellevue, Philadelphia
   - Courtyard by Marriott-Devon, Philadelphia
   - Courtyard-Willow Grove, Philadelphia
   - Days Inn-Airport, Philadelphia
   - Econo Lodge-Franklin Towne, Philadelphia
   - Essex Hotel, Philadelphia
   - Franklin Motor Inn, Philadelphia
   - Franklin Plaza Hotel, Philadelphia
   - Guest Quarters Hotel, Philadelphia
   - Hampton Inn-Proposed, Philadelphia
   - Health Club-Proposed, Philadelphia
   - Hilton Inn, Philadelphia
   - Hilton Inn-Northeast, Philadelphia
   - Holiday Inn-City Center, Philadelphia
   - Holiday Inn-City Line, Philadelphia
   - Hub Motor Inn, Philadelphia
   - Hyatt-Proposed, Philadelphia
   - Marriott Hotel, Philadelphia
   - Marriott Hotel-Airport, Philadelphia
   - Omni Philadelphia, Philadelphia
   - Penn Center Inn, Philadelphia
   - Quality Inn-Center City, Philadelphia
   - Residence Inn-Proposed, Philadelphia
   - Rittenhouse Hotel, Philadelphia
   - Treadway Mohawk, Philadelphia
   - Treadway Roosevelt, Philadelphia
   - Residence Inn, Philadelphia/Berwyn
   - Clubhouse Inn, Pittsburgh
   - Courtyard by Marriott, Pittsburgh
   - Hampton Inn at Playhouse Square, Pittsburgh
   - Hilton Hotel, Pittsburgh
   - Holiday Inn-Greentree, Pittsburgh
   - Holiday Inn-North, Pittsburgh
   - Holiday Inn-Parkway-East, Pittsburgh
   - Holiday Inn-Parkway-West, Pittsburgh
   - Hotel-Proposed, Pittsburgh
   - Howard Johnson Hotel, Pittsburgh
   - Marriott Hotel, Pittsburgh
   - Marriott-Airport, Pittsburgh
   - Motel 6, Pittsburgh
   - Quality Inn, Pittsburgh
   - Royce Hotel-Airport, Pittsburgh
   - U.S.S. Hotel-Proposed, Pittsburgh
   - Westin William Penn, Pittsburgh
   - Courtyard By Marriott, Pittsburgh Airport
   - Holiday Inn, Reading
   - Sheraton Hotel, Reading
   - Hilton at Lackawanna Station, Scranton
   - Hilton Hotel, Scranton
   - Sheraton Inn, Stroudsburg
   - HoJo Inn, Tannersville
   - Hilton-Northeast, Trevose
   - Compri Hotel-Proposed, Valley Forge
   - Courtyard by Marriott, Valley Forge
   - Holiday Inn-Meadowlands, Washington
   - Holiday Inn, Wilkes-Barre
   - Days Inn-Proposed, Williamsport
   - Hotel-Proposed, Williamsport
   - Hampton Inn - Proposed, Willow Grove
   - Holiday Inn-Market Street, York
   - Holiday Inn-Route 30 and I-83, York
   - Ramada Inn, York
   - Super 8-Proposed, York

  Rhode Island
   - Cresthil-Proposed, Lincoln
   - Courtyard by Marriott, Newport
   - Vanderbilt Hotel-Convention Center, Newport
   - Quality Inn, North Kingston
   - Biltmore Plaza, Providence
   - Convention Center Hotel-Proposed, Providence
   - Holiday Inn Providence - Downtown, Providence
   - Hotel-Proposed, Providence
   - Marriott Hotel, Providence
   - Sheraton-Airport, Providence
   - Susse Chalet, Smithfield
   - Howard Johnson, Warwick
   - Residence Inn-Proposed, Warwick
   - Susse Chalet, Warwick

  South Carolina
   - Quality Inn Motel, Anderson
   - Super 8, Anderson
   - Budget Hotel - Proposed, Charleston
   - Charleston Center Hotel-Proposed, Charleston
   - Cooper River Inn, Charleston
   - Days Inn, Charleston
   - Francis Marion Hotel, Charleston
   - Hampton Inn-Proposed, Charleston
   - Hawthorne Suites Hotel, Charleston
   - Holiday Inn, Charleston
   - Holiday Inn-Airport, Charleston
   - Holiday Inn-Riverview, Charleston
   - Masters Economy Inn - Mt. Pleasant, Charleston
   - Masters Economy Inn - Rivers Ave, Charleston
   - Middleton Inn, Charleston
   - Omni Charleston, Charleston
   - Quality Inn, Charleston
   - Trusthouse Forte, Charleston
   - Courtyard by Marriott, Columbia
   - Courtyard by Marriott-Northeast, Columbia
   - Courtyard by Marriott-Northwest, Columbia
   - Embassy Suites, Columbia
   - Marriott Hotel, Columbia
   - Masters Economy Inn - I-26, Columbia
   - Masters Economy Inn - Knox Abbot, Columbia
   - Motel 6, Columbia
   - Residence Inn, Columbia
   - Coral Beach Hotel, Coral Beach
   - Days Inn, Dillon
   - Save Inn, Fairplay
   - Fairfield Inn, Florence
   - Holiday Inn, Florence
   - Days Inn, Gaffney
   - Courtyard by Marriott, Greenville
   - Fairfield Inn, Greenville
   - Greenville Hilton Hotel, Greenville
   - Ramada Inn, Greenville
   - Super 8, Greenwood
   - Days Inn, Hardeeville
   - Fairfield Inn, Hilton Head
   - Hilton Head Inn, Hilton Head
   - Holiday Inn, Hilton Head
   - Inter-Continental Hotel, Hilton Head
   - Islander Inn, Hilton Head
   - Quality Suites-Proposed, Hilton Head
   - Residence Inn-Proposed, Hilton Head
   - Sheraton Inn, Hilton Head
   - PGA East Resort-Proposed, Kiawah Island
   - Save Inn, Lake Hartwell
   - Days Inn, Mt. Pleasant
   - Coral Beach Hotel, Myrtle Beach
   - Radisson Hotel, Myrtle Beach
   - Best Western Inn, North Charleston
   - Budget Hotel-Proposed, North Charleston
   - Days Inn, North Charleston
   - Northwoods Atrium Inn, North Charleston
   - Days Inn, Santee
   - Holiday Inn-West, Spartanburg
   - Howard Johnson, Spartanburg
   - Residence Inn, Spartanburg

  South Dakota
   - Holiday Inn, Aberdeen
   - Holiday Inn, Rapid City
   - Holiday Inn, Sioux Falls
   - Super 8, Sioux Falls
   - Holiday Inn, Spearfish

  Tennessee
   - Ameri Suite Hotel-Proposed, Brentwood
   - Courtyard by Marriott, Brentwood
   - Holiday Inn, Bristol
   - Holiday Inn-Southeast, Chattanooga
   - Howard Johnson, Chattanooga
   - Marriott Hotel, Chattanooga
   - Motel 6, Chattanooga
   - Sheraton Inn, Chattanooga
   - Super 8, Chattanooga
   - Holiday Inn, Cove Lake
   - Masters Economy Inn, Dickson
   - Comfort Inn-Proposed, Elizabethton
   - Park Vista Hotel, Gatlinburg
   - Holiday Inn-I-40, Jackson
   - Holiday Inn, Johnson City
   - Super 8, Johnson City
   - Fairfield Inn, Johnson Park
   - Holiday Inn, Kingsport
   - Courtsouth Healthclub-North, Knoxville
   - Courtsouth Healthclub-South, Knoxville
   - Courtsouth Healthclub-West, Knoxville
   - Days Inn, Knoxville
   - Hilton Hotel, Knoxville
   - Howard Johnson-Westhills, Knoxville
   - Motel 6, Knoxville
   - Quality Inn, Knoxville
   - Ramada Inn-West, Knoxville
   - Rodeway Inn, Knoxville
   - Courtyard by Marriott, Memphis
   - Courtyard by Marriott-Airport, Memphis
   - Holiday Inn - Crowne Plaza, Memphis
   - Holiday Inn-East, Memphis
   - Holiday Inn-East Poplar, Memphis
   - Holiday Inn-I-40-Sycamore View, Memphis
   - Holiday Inn-Memphis Int'l Airport, Memphis
   - Hyatt Regency, Memphis
   - Lexington Hotel Suites, Memphis
   - Motel 6, Memphis
   - Omni Hotel, Memphis
   - Proposed Fairfield Inn, Memphis
   - Residence Inn, Memphis
   - La Quinta Inn, Memphis - Airport
   - Brown County Inn, Nashville
   - Capital Mall Conv. Center-Proposed, Nashville
   - Clarion Maxwell House, Nashville
   - Courtyard by Marriott-Airport, Nashville
   - Days Inn, Nashville
   - Doubletree Hotel, Nashville
   - Grosvenor, Nashville
   - Hampton Inn, Nashville
   - Holiday Inn Crowne Plaza, Nashville
   - Holiday Inn Express, Nashville
   - Holiday Inn-Briley Parkway, Nashville
   - Marriott Hotel, Nashville
   - Nashville Union Station, Nashville
   - Ramada Inn, Nashville
   - Sheraton Hotel, Nashville
   - Sheraton Music City, Nashville
   - Stouffer Hotel, Nashville
   - Super 8, Nashville
   - Union Station Hotel, Nashville
   - AmeriSuite, Oakridge
   - Holiday Inn, Oakridge
   - Super 8-Proposed, Union City

  Texas
   - Harvey Hotel, Addison
   - Days Inn, Amarillo
   - Motel 6, Amarillo
   - Radisson Hotel-Proposed, Amarillo
   - Super 8 Motel, Amarillo
   - La Quinta Inn, Amarillo - Airport
   - Courtyard by Marriott, Arlington
   - Hilton Hotel, Arlington
   - Holiday Inn, Arlington
   - Lexington Suites Hotel, Arlington
   - Compri Hotel-Proposed, Austin
   - Driskill Hotel, Austin
   - Embassy Suites-Austin Town Lake, Austin
   - Embassy Suites-North, Austin
   - Fairfield North, Austin
   - Four Seasons Hotel, Austin
   - Holiday Inn, Austin
   - Holiday Inn-Austin Town Lake, Austin
   - La Quinta Inn, Austin
   - Marriott Hotel, Austin
   - Proposed Fairfield Inn, Austin
   - Quality Inn, Austin
   - Residence South, Austin
   - La Quinta Inn, Austin - Ben White
   - Holiday Inn Airport, Austins Cities
   - Holiday Inn, Bay Town
   - Hilton Hotel, Beaumont
   - Holiday Inn, Beaumont
   - Courtyard by Marriott, Bedford
   - Holiday Inn, Brownsville
   - La Quinta Inn, Brownsville
   - Hilton Hotel, College Station
   - Ramada Inn, College Station
   - Holiday Inn, Conroe
   - Corpus Christi Hotel-Airport, Corpus Christi
   - Days Inn, Corpus Christi
   - Hilton - Proposed, Corpus Christi
   - Holiday Inn, Corpus Christi
   - Holiday Inn-Airport, Corpus Christi
   - La Quinta Inn, Corpus Christi - North
   - La Quinta Inn, Corpus Christi - South
   - Allstar Inn, Dallas
   - Ambassador Plaza Hotel, Dallas
   - Arlington Hilton, Dallas
   - Bradford Plaza Hotel, Dallas
   - Bristol Suites, Dallas
   - Convention Center Hotel-Proposed, Dallas
   - Courtyard by Marriott, Dallas
   - Courtyard by Marriott-Northeast, Dallas
   - Courtyard by Marriott-Plano, Dallas
   - Courtyard by Marriott-Stemmons, Dallas
   - Dallas Grand Hotel, Dallas
   - Doubletree Inn, Dallas
   - Embassy Suites, Dallas
   - Fairmont Hotel, Dallas
   - Harvey Hotel, Dallas
   - Hilltop, Dallas
   - Hilton Inn-LBJ, Dallas
   - Hilton-Arlington, Dallas
   - Holiday Inn - North, Dallas
   - Holiday Inn Crowne Plaza, Dallas
   - Holiday Inn-Brook Hollow, Dallas
   - Holiday Inn-South, Dallas
   - Houstonian Hotel, Dallas
   - Howard Johnson-East, Dallas
   - Lexington Hotel Suites, Dallas
   - Loews Anatole Hotel, Dallas
   - Marriott Hotel-Airport, Dallas
   - Marriott-Park Central, Dallas
   - Marriott-Quorum, Dallas
   - Melrose Hotel, Dallas
   - Motel 6, Dallas
   - Omni Melrose Hotel, Dallas
   - Park Plaza, Dallas
   - Propsed Hotel - DFW, Dallas
   - Ramada Inn Convention Center, Dallas
   - Ramada-Market Center, Dallas
   - Registry Hotel, Dallas
   - Residence Inn-Market Center, Dallas
   - Sheraton Grand, Dallas
   - Southland Center Hotel, Dallas
   - Statler Hilton Hotel, Dallas
   - Summit Hotel, Dallas
   - Westin Galleria Hotel, Dallas
   - La Quinta Inn, Dallas - DFW
   - La Quinta Inn, Dallas - North Park
   - La Quinta Inn, Dallas - Plano
   - La Quinta Inn, Dallas - Richardson
   - Allstar Inn, El Paso
   - Hilton Inn-Airport, El Paso
   - La Quinta Hotel-Airport, El Paso
   - Rodeway Inn, El Paso
   - Travelers Inn, El Paso
   - Westin Paso del Norte, El Paso
   - La Quinta Inn, El Paso - Lomaland
   - Allstar Inn, Euless
   - La Quinta Inn, Euless
   - Allstar Inn, Fort Worth
   - Courtyard by Marriott, Fort Worth
   - Days Inn Downtown, Fort Worth
   - Hilton Hotel, Fort Worth
   - Holiday Inn-North, Fort Worth
   - Holiday Inn-South, Fort Worth
   - Lexington Suites Hotel, Fort Worth
   - Metro Center Hotel, Fort Worth
   - Radisson Plaza Hotel, Fort Worth
   - Residence Inn, Fort Worth
   - La Quinta Inn, Fort Worth - East
   - Holiday Inn, Harlingen
   - La Quinta Inn, HI-LA Marque
   - Crowne Plaza-Houston Park, Houston
   - Days Inn, Houston
   - Days Inn-Hobby, Houston
   - Doubletree Hotel, Houston
   - Embassy Suites, Houston
   - Galleria Gardens, Houston
   - Harvest House Hotel, Houston
   - Harvey Hotel Medical Center, Houston
   - Hilton Inn-West, Houston
   - Holiday Inn I-10 East, Houston
   - Holiday Inn-Downtown, Houston
   - Holiday Inn-East, Houston
   - Holiday Inn-Greenway Plaza, Houston
   - Holiday Inn-Hobby, Houston
   - Holiday Inn-Medical Center, Houston
   - Holiday Inn-NASA, Houston
   - Holiday Inn-North, Houston
   - Holiday Inn-Northwest, Houston
   - Holiday Inn-Southwest, Houston
   - Host Hotel International, Houston
   - Hotel Meridien, Houston
   - Hotel-Proposed, Houston
   - Houston House, Houston
   - Houston Medical Center, Houston
   - Houston Park 10 Crowne Plaza, Houston
   - La Quinta Hotel-Astrodome, Houston
   - La Quinta Hotel-Baytown, Houston
   - La Quinta Hotel-CY Fair, Houston
   - La Quinta Hotel-Hobby, Houston
   - La Quinta Inn-Stafford, Houston
   - Lexington Hotel Suites, Houston
   - Marriott Astrodome, Houston
   - Marriott Hotel, Houston
   - Marriott Hotel-Medical Center, Houston
   - Marriott-Airport, Houston
   - Motel 6, Houston
   - Remington, Houston
   - Residence Inn, Houston
   - Rodeway Inn, Houston
   - Rodeway Inn-Hobby, Houston
   - Shamrock Hilton Hotel, Houston
   - Sheraton Hotel, Houston
   - Sheraton Houston House, Houston
   - Sheraton Houston Place Hotel, Houston
   - Sheraton Town and Country, Houston
   - Sofitel, Houston
   - Stouffer Greenway Plaza, Houston
   - Suite Hotel-Proposed, Houston
   - Whitehall, Houston
   - Whitehall Hotel Conversion to HI, Houston
   - La Quinta Inn, Houston  - Sharpstown
   - La Quinta Inn, Houston - East
   - La Quinta Inn, Houston - Loop 1960
   - La Quinta Inn, Houston - Northwest
   - La Quinta Inn, Houston- SW Freeway
   - Holiday Inn, Huntsville
   - Harvey Hotel DFW, Irvine
   - Allstar Inn, Irving
   - Hampton Inn, Irving
   - Hampton Inn-Proposed, Irving
   - Harvey Hotel-D/FW Airport, Irving
   - Holiday Inn-Texas Stadium, Irving
   - Marriott Hotel, Irving
   - Holiday Inn, Kingsville
   - Del Lago Hotel, Lake Conroe
   - Hilton Inn, Laredo
   - La Posada, Laredo
   - Courtyard by Marriott, Las Colinas
   - La Quinta Inn, Longview
   - Hilton Inn, Lubbock
   - Holiday Inn, Lubbock
   - Residence Inn, Lubbock
   - La Quinta Inn, Midland
   - Holiday Inn, New Braunfels
   - All Star Inn, North Richland Hills
   - La Quinta Inn, Odessa
   - Holiday Inn, Orange
   - Holiday Inn, Paris
   - Plano Harvey Hotel, Plano
   - La Quinta Inn, Round Rock
   - Sheraton Inn, San Angelo
   - Coachman Inn-Proposed, San Antonio
   - Courtyard by Marriott-Downtown, San Antonio
   - Courtyard by Marriott-Medical Ctr., San Antonio
   - Crockett Hotel, San Antonio
   - Days Inn, San Antonio
   - Fairfield - North, San Antonio
   - Gunter Hotel, San Antonio
   - Holiday Inn-Airport, San Antonio
   - Holiday Inn-Market Square, San Antonio
   - Holiday Inn-North, San Antonio
   - Holiday Inn-Northwest, San Antonio
   - Holiday Inn-Riverwalk, San Antonio
   - La Quinta Hotel-Ingram, San Antonio
   - La Quinta Hotel-Lackland, San Antonio
   - La Quinta Hotel-Toepperwein, San Antonio
   - Lexington Hotel Suites, San Antonio
   - Marriott Hotel-Proposed, San Antonio
   - Marriott Inn-North, San Antonio
   - Proposed Fairfield Inn, San Antonio
   - La Quinta Inn, San Antonio - Windsor
   - La Quinta Inn, San Antonio - Wurzbach
   - Holiday Inn, San Marcos
   - La Quinta Inn, SAT-Toepperwein
   - Sheraton Hotel, South Padre Island
   - La Quinta Inn, Tyler
   - Sheraton, Tyler
   - Sheraton Inn, Tyler
   - Traveler's Choice Inn, Tyler
   - Hilton Hotel, Waco
   - Gateway Inn, Wichita Falls
   - Hilton Hotel, Wichita Falls

  Utah
   - Mount Holly Ski Resort, Beaver
   - Hotel-Proposed, Brigham City
   - Motel-Proposed, Cedar City
   - Proposed Mayflower Hotel, Deer Valley
   - Stein Eriksen Lodge, Deer Valley
   - Deer Valley Resort, Park City
   - Omni Yarrow, Park City
   - Prospector Square Resort, Park City
   - Yarrow Resort, Park City
   - Seven Peaks Resort and Hotel, Provo
   - Comfort Inn, Salt Lake City
   - Doubletree, Salt Lake City
   - Hilton Hotel-Airport, Salt Lake City
   - Holiday Inn, Salt Lake City
   - Holiday Inn-Salt Palace, Salt Lake City
   - Hotel Utah, Salt Lake City
   - Hotel-Proposed, Salt Lake City
   - La Quinta Inn, Salt Lake City
   - Nendels Inn, Salt Lake City
   - New Grande Hotel, Salt Lake City
   - Red Lion Hotel, Salt Lake City
   - Sheraton Hotel, Salt Lake City
   - Super 8, Salt Lake City
   - University Park Hotel (Desktop Rev), Salt Lake City
   - Ramada Inn-Proposed, Sandy

  Vermont
   - Ramada Inn, Bennington
   - Bolton Valley Corporation, Bolton Valley
   - Quality Inn, Brattleboro
   - Radisson Hotel, Burlington
   - Smugglers Notch, Cambridge
   - Inn-Proposed, Essex
   - Cascade Lodge, Killington
   - Inn of the Six Mountains, Killington
   - Mountain Inn, Killington
   - Equinox Hotel, Manchester
   - Howard Johnson Inn, Rutland
   - Quality Inn, Stowe
   - Conference Center-Proposed, Stratton Mountain
   - Sugarbush Inn, Sugarbush
   - Susse Chalet, Williston

  Virginia
   - Comfort Inn, Abingdon
   - Best Western, Alexandria
   - Comfort Inn, Alexandria
   - Compri Hotel-Proposed, Alexandria
   - Embassy Suites, Alexandria
   - Howard Johnson, Alexandria
   - Marriott Suites, Alexandria
   - Ramada Inn, Alexandria
   - Best Western, Arlington
   - Gateway Marriott, Arlington
   - Hyatt Arlington Hotel, Arlington
   - Hyatt Regency, Arlington
   - Key Bridge Marriott, Arlington
   - Marriott Hotel, Arlington
   - Sheraton Crystal City Hotel, Arlington
   - Sheraton National Hotel, Arlington
   - Stouffer Concourse Hotel, Arlington
   - Mountain Lake Hotel, Blacksburg
   - Holiday Inn, Bristol
   - Howard Johnson, Bristol
   - Days Inn, Carmel Church
   - Westfields International, Chantilly
   - Boar's Head Inn, Charlottesville
   - Cavalier Inn, Charlottesville
   - Courtyard by Marriott, Charlottesville
   - Hilton-University, Charlottesville
   - Holiday Inn-North, Charlottesville
   - Omni Charlottesville, Charlottesville
   - Radisson-Proposed, Charlottesville
   - Super 8, Charlottesville
   - Days Inn, Chester
   - Howard Johnson, Chester
   - Days Inn, Colonial Heights
   - Holiday Inn, Covington
   - Embassy Suites, Crystal City
   - Holiday Inn Crowne Plaza, Crystal City
   - Hyatt Hotel, Crystal City
   - Marriott Crystal Gateway Hotel, Crystal City
   - Comfort Inn-Proposed, Dahlgren
   - Days Inn, Emporia
   - Courtyard by Marriott, Fairfax
   - Embassy Suites, Fairfax
   - Neighborhood Suites-Proposed, Fairfax
   - Hampton Inn-Proposed, Fairfax City
   - Westfields International, Fairfax County
   - Marriott Hotel, Fairview
   - Econo Lodge, Farmingville
   - Comfort Inn-Proposed, Farmville
   - Comfort Inn, Frederick County
   - Motel 6, Fredericksburg
   - Courtyard by Marriott, Hampton
   - Days Inn, Hampton
   - Fairfield Inn, Hampton
   - Courtyard by Marriott, Herndon
   - Embassy Suites Hotel, Herndon
   - Ramada Renaissance and Health Club, Herndon
   - Residence Inn-Proposed, Herndon
   - Worldgate Marriott Hotel, Herndon
   - Hotel-Proposed, Hopewell
   - Keswick Inn, Keswick
   - Holiday Inn, Lexington
   - Radisson Hotel, Lynchburg
   - Courtyard by Marriott, Manassas
   - Holiday Inn, Marion
   - Hilton, McLean
   - Days Inn, Norfolk
   - Marriott Waterside Hotel, Norfolk
   - Omni Hotel, Norfolk
   - Waterfront Hotel - Proposed, Norfolk
   - 135-Suite Hotel-Proposed, Portsmouth
   - Waterfront Suite Hotel-Proposed, Portsmouth
   - Comfort Inn, Princeton
   - Comfort Inn, Pulaski County
   - Embassy Suites Hotel, Reston
   - Hyatt Hotel, Reston
   - Best Western Kings Quarters, Richmond
   - Courtyard by Marriott, Richmond
   - Embassy Suites Hotel, Richmond
   - Hampton Inn, Richmond
   - Holiday Inn, Richmond
   - Howard Johnson Lodge, Richmond
   - Hyatt House Hotel, Richmond
   - La Quinta Hotel, Richmond
   - Marriott Hotel, Richmond
   - Omni Richmond, Richmond
   - Radisson Hotel, Richmond
   - Ramada Renaissance Hotel, Richmond
   - Residence Inn, Richmond
   - Days Inn, Richmond (Broad)
   - Days Inn, Richmond (Byrd)
   - Holiday Inn, Roanoke
   - Holiday Inn - Airport, Roanoke
   - Holiday Inn - Civic Center, Roanoke
   - Holiday Inn - South, Roanoke
   - Hotel Roanoke, Roanoke
   - Howard Johnson, Roanoke
   - Marriott - Roanoke Airport, Roanoke
   - Marriott Hotel, Roanoke
   - Holiday Inn, Salem
   - Super 8, South Hill
   - Days Inn, Springfield
   - Hilton, Springfield
   - Holiday Inn, Staunton
   - Stonewall Jackson Hotel, Staunton
   - Hampton Inn - Proposed, Tyson's Corner
   - Embassy Suites, Tysons Corner
   - Marriott Hotel, Tysons Corner
   - Residence Inn, Tysons Corner
   - Ritz Carlton-Proposed, Tysons Corner
   - Courtyard by Marriott, Virginia Beach
   - Courtyard by Marriott-Lynnhaven, Virginia Beach
   - Fairfield Inn, Virginia Beach
   - Hotel-Proposed, Virginia Beach
   - Pavilion Tower Hotel, Virginia Beach
   - Ramada Inn - Oceanside, Virginia Beach
   - International Conference Center, Westfields
   - Howard Johnson, Wheeling
   - Fort Magruder Inn, Williamsburg
   - Governor's Inn, Williamsburg
   - Holiday Inn-East, Williamsburg
   - Holiday Inn-West, Williamsburg
   - Royce Hotel, Williamsburg
   - Williamsburg Hilton, Williamsburg
   - Best Western-Proposed, Wytheville

  Washington
   - Bellevue Thunderbird Motor Inn, Bellevue
   - Embassy Suites, Bellevue
   - Hampton Inn, Bellevue
   - La Quinta, Bellevue
   - Residence Inn Seattle-East, Bellevue
   - Ramada Inn, Bothell
   - Rattling Spring Hotel, Harpers Ferry
   - Motel 6, Issaquah
   - AmeriSuite, Kent
   - Homecourt Suite Hotel, Kent
   - Embassy Suite, Lynnwood
   - Residence Inn-Seattle North, Lynnwood
   - Red Lion Inn at Pasco, Pasco
   - Redmond Motel, Redmond
   - Hampton Inn, Sea Tac
   - Holiday Inn Airport, Sea Tac
   - Thunderbird Inn, Sea Tac
   - Alexis Hotel, Seattle
   - Courtyard by Marriott-South Center, Seattle
   - Doubletree Inn at South Center, Seattle
   - Doubletree Plaza, Seattle
   - Hampton Inn-Airport, Seattle
   - Holiday Inn Crowne Plaza, Seattle
   - Holiday Inn-Sea Tac, Seattle
   - La Quinta, Seattle
   - Lake Union Residence Inn, Seattle
   - Marriott Hotel-Airport, Seattle
   - Marriott Sea-Tac Hotel, Seattle
   - Plaza Park Suites, Seattle
   - Ramada Inn-Airport, Seattle
   - Red Lion, Seattle
   - Stouffer Madison Hotel, Seattle
   - Travelodge-Proposed, Seattle
   - Westin Hotel, Seattle
   - Courtyard by Marriott, Spokane
   - Gateway Hotel, Spokane
   - Holiday Inn-West, Spokane
   - Red Lion Inn, Spokane
   - Super 8, Spokane
   - Hilton-Village Green, Tacoma
   - Hotel-Proposed, Tacoma
   - Park Shore Inn, Tacoma
   - Tacoma Sheraton Hotel, Tacoma
   - Embassy Suites Hotel, Tukwila
   - Hampton Inn, Tukwila
   - Residence Inn-Seattle South, Tukwila
   - Red Lion Quay, Vancouver
   - Residence Inn-Portland North, Vancouver
   - Super 8, Wenatchee
   - Thunderbird Motor Inn, Yakima

  West Virginia
   - Comfort Inn-Proposed, Charleston
   - Holiday Inn, Clarksburg
   - Holiday Inn, Fairmont
   - Hotel-Proposed, Harpers Ferry
   - Holiday Inn, Huntington
   - Comfort Inn-Proposed, Morgantown
   - Holiday Inn, Morgantown
   - Motel-Proposed, Morgantown
   - Comfort Inn, Princeton
   - Motel-Proposed, Princeton
   - Hotel-Proposed, Wheeling
   - Howard Johnson, Wheeling

  Wisconsin
   - Super 8, Ashland
   - Holiday Inn, Beloit
   - Embassy Suites Hotel-Proposed, Brookfield
   - Marriott-Milwaukee, Brookfield
   - Holiday Inn, Eau Claire
   - Residence Inn, Glendale
   - Granada Royale-Proposed, Green Bay
   - Holiday Inn-Downtown, Green Bay
   - Residence Inn-Proposed, Green Bay
   - Super 8, Janesville
   - Super 8, Kenosha
   - Playboy Resort, Lake Geneva
   - Concourse Hotel, Madison
   - Fairfield Inn, Madison
   - Hampton Inn - East, Madison
   - Hampton Inn - West, Madison
   - Compri Hotel-Proposed, Milwaukee
   - Embassy Suite, Milwaukee
   - Fairfield Inn, Milwaukee
   - Holiday Inn-Airport, Milwaukee
   - Holiday Inn-West, Milwaukee
   - Hotel and Conv. Ctr. East-Proposed, Milwaukee
   - Hyatt Regency, Milwaukee
   - Marc Plaza, Milwaukee
   - Marriott Inn, Milwaukee
   - Omni Suite Hotel-Proposed, Milwaukee
   - Super 8-Airport, Milwaukee
   - Olympia Village Resort, Oconomowoc
   - Scotsland Resort, Oconomowoc
   - Sheraton, Racine
   - Claridge Motor Inn, Rhinelander
   - Super 8, Waukesha
   - Holiday Inn, Wausau
   - Mead Inn, Wisconsin Rapids

  Wyoming
   - Days Inn, Casper
   - Flying L. Skytel, Cody
   - Super 8, Cody
   - Snow King Resort, Jackson
   - Super 8, Jackson
   - Wort Hotel, Jackson
   - Development-Proposed, Jackson Hole
   - Colter Bay Village, Moran
   - Jackson Lake Lodge, Moran
   - Jenny Lake Lodge, Moran
   - Best Western-Bel Air, Rawlins
   - Bridger Inn, Rawlins
   - La Quinta Inn, Rock Springs

  Western Europe

  Belgium
   - Oostkamp Hotel, Bruges
   - Proposed Residence Inn, Brussels
   - SAS Royal Hotel, Brussels

  Denmark
   - Proposed Hotel, Copenhagen

  France
   - The Miramar, Biarritz
   - Chateau D'arc en Barroi, Haute-Marne
   - Le Grand, Paris
   - Royal Monceau, Paris

  Germany
   - Cumberland House, Berlin
   - Munchen Penta Hotel, Munchen

  Holland
   - Carlton - Cannes & Amstel, Amsterdam
   - The Pulitzer Hotel, Amsterdam

  Spain
   - Le Meridien, Barcelona
   - Princess Sophia, Barcelona
   - Hotel Los Monteros, Marbella
   - Incosol Spa & Hotel, Marbella
   - Proposed Hyatt Resort, Marbella

  United Kingdom
   - Copthorne Hotel, Aberdeen
   - Copthorne Hotel, Birmingham
   - Hyatt Regency, Birmingham
   - Holiday Inn, Cambridge
   - Copthorne Hotel, Cardiff
   - Great Eastern Hotel, England
   - Copthorne Hotel, Glasgow
   - Hanbury Manor Hotel, Hertfordshire
   - 47 Park Street, London
   - Bailey's Hotel, London
   - Basil Street Hotel, London
   - Basil Street Hotel, Knightsbridge, London
   - Britannic Tower, London
   - Chelsea Hotel, London
   - Chesterfield Hotel, London
   - Chesterfield Hotel, Mayfair, London
   - Copthorne Hotels, London
   - Copthorne Tara Hotel, London
   - Dorchester Mayfair, London
   - Executive Hotel, London
   - Marriott Hotel, London
   - May Fair, London
   - Plaza Hotel, London
   - Proposed Hotel Conversion, London
   - Proposed Hotel-The City, London
   - Regent Hotel, London
   - Regent London Hotel, London
   - Sheraton Belgravia, London
   - Sheraton Park Tower, London
   - St. James Court Hotel, London
   - The Executive Hotel, London
   - Windsor Hotel, London
   - Copthorne Hotel, Manchester
   - Copthorne Hotel, Newcastle
   - Copthorne Hotel, Slough/Windsor
   - Swallow Hotel, Stockton
   - Copthorne Hotel-Effingham Park, Sussex
   - Copthorne Hotel-Gatwick, Sussex

  Middle East and North Africa

  Egypt
   - Sheraton Anni Cruise Ship,
   - Sheraton Aton Cruise Ship,
   - Sheraton Hotp Cruise Ship,
   - Sheraton Tut Cruise ship,
   - Aswan Oberol Hotel, Aswan
   - Cairo Sheraton Hotel, Cairo
   - Hotel - Proposed, Cairo
   - Lido Hotel, Cairo
   - Meridien Hotel, Cairo
   - Novotel Cairo Airport, Heliopolis, Cairo
   - Proposed Resort Complex, Hurghada
   - Luxor Sheraton Hotel, Luxor
   - Proposed Hotel, Luxor
   - Fayrouz Village Hotel, Sharm El Sheikh, Sinai
   - Coral Village Hotel, Nuweiba, Sinai
   - Hotel - Proposed, Dahab, Sinai
   - Hotel - Proposed, St. Catherine, Sinai

  Greece
   - Athens Hilton & Proposed Hotel, Athens
   - Caravel Hotel, Athens
   - Proposed Sargani Hotel & Bungalows, Halkidiki
   - Rhodes Hotel  -Proposed, Rhodes

  Israel
   - Proposed Inter-Continental Hotel, Tel Aviv

  Lebanon
   - Hotel Market Review, Beruit

  Morocco
   - El Minzah Hotel, Tangier

  Nigeria
   - Proposed Sheraton Hotel, Port Harcourt

  Saudi Arabia
   - Proposed Jeddah Corniche Project, Jeddah

  Tunisia
   - Proposed Hotel, Hammamet

  Turkey
   - Hotel Conrad, Istanbul

  Latin America and the Caribbean

  Bahamas
   - Eleuthera Joint Venture, Eleuthera
   - Cape Eleuthera Island Hotel, Eleuthera Island
   - Eleuthera Joint Venture, Eleuthra
   - The Montague, Nassau
   - Paradise Island Hotel, Paradise Island
   - Resorts Int'l Hotel and Casino, Paradise Island

  Belize
   - Journey's End Caribbean Club, Abergris Caye

  Bermuda
   - Sonesta Hotel, Bermuda

  Brazil
   - Quatro Rodas Hotel, Recife

  Colombia
   - Charleston Hotel - Proposed, Barranquilla
   - Bella Suiza Hotel, Bogota
   - Hotel & Convention Center -Proposed, Cali
   - Cartagena Hilton, Cartagena
   - El Faro de Cartagena Resort Propose, Cartagena
   - Proposed Indian Sea and Sun Resort, Cartagena
   - Hotel De Isleno, San Andres Isla
   - Santamar Hotel, Santa Marta

  Curacao
   - Ramada Renaissance Hotel and Casino,

  Honduras
   - Inn Of The Sun, Guanaja

  Jamaica
   - Holiday Inn-Rose Hall, Montego Bay
   - Americana Eden II, Ocho Rios

  Mexico
   - Posadas de Mexico Hotels,
   - Americana Condesa Del Mar, Acapulco
   - Americana El Presidente Hotel, Acapulco
   - Resort-Proposed, Cabo San Lucas
   - Palacio Del Margus, Chiconcuac
   - Omni Hotel, Ixtapa
   - Fiesta Inn-Proposed, Leon
   - Karmina Place, Manzanillo
   - Hotel - Proposed, Mexico City
   - La Jolla de Mismaloya, Puerta Vallarta

  Netherland Antilles
   - Divi Divi Beach Resort, Aruba
   - Divi Tamarijn Beach Resort, Aruba
   - Golden Anchor, Bonaire
   - Resort Hotel-Proposed, Bonaire
   - Ramada Renaissance Hotel and Casino, Curacao
   - Cupecoy Beach Club Hotel, St. Maarten
   - Dawn Beach Hotel, St. Maarten
   - Dawn Beach Resort, St. Maarten
   - Mullet Bay Resort, St. Maarten
   - Oyster Pond Hotel, St. Maarten

  Puerto Rico
   - Hyatt Dorado Beach Hotel, Dorado
   - Hyatt Regency Cerromar Hotel, Dorado
   - Hotel - Proposed, Fajardo
   - Hotel Puerto Rico, Fajardo
   - Westin Resort-Proposed, Palmer
   - Marriott Resort & Casino-Proposed, Puerto Rico
   - Carib Inn, San Juan
   - Dupont Plaza, San Juan
   - El San Juan Hotel and Casino, San Juan
   - Howard Johnson Hotel, San Juan
   - Marriott - Proposed, San Juan
   - Marriott Update - Proposed, San Juan
   - Sands Hotel and Casino, San Juan

  Virgin Islands
   - Caneel Bay, St. Croix
   - Carambola Beach Resort, St. Croix
   - Hotel - Proposed, St. Croix
   - St. Croix Development, St. Croix
   - Caneel Bay, St. John
   - Pineapple Beach Hotel, St. Thomas
   - Sugar Bay Plantation, St. Thomas
   - Virgin Grand Hotel, St. Thomas
   - Virgin Isle Hotel, St. Thomas
   - Little Dix Bay, Virgin Borda

  Eastern Europe

  Croatia
   - Two Hotels, Dubrovnik

  Czech Republic
   - Voronesh Hotel Complex, Brno
   - Proposed Four Seasons Hotel, Prague

  Hungary
   - Proposed Resort Hotel, Babolna
   - Duna Inter-Continental, Budapest

  Latvia
   - Daugava Hotel-Proposed, Riga
   - Proposed Hotel, Riga

  Poland
   - Holiday Inn, Krakow
   - Marriott Hotel - Proposed, Poznan
   - Proposed Hotel, Poznan
   - Radisson Hotel, Szczecin
   - Bristol Hotel, Warsaw
   - Holiday Inn, Warsaw
   - Orbis Joint Venture, Warsaw
   - Proposed Hotel, Warsaw
   - Sheraton Hotel - Proposed, Warsaw
   - Zakopane Resort Complex, Zakopane

  Russia
   - Kamiennyi Most Hotel & Business, Moscow
   - Savoy Hotel, Moscow

  Asia

  Korea
   - Ultrapolis 3000, Seoul

  Malaysia
   - UP 3000 Hotel-Proposed, Selangor

  Singapore
   - Resort Hotels - Proposed,
   - Ultrapolis 3000, Singapore

  West Indies
   - Proposed Blue Lagoon Resort, St. Martin

Hospitality Valuation Services                                 Mineola, New York
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Hospitality Valuation Services

Industry Leader

Hospitality Valuation Services (HVS) was created in 1980 to satisfy the ever-increasing demand for reliable and well-documented hotel/motel valuations, market studies, and feasibility reports. As the nation's leading real estate appraisal organization devoted exclusively to lodging properties, HVS offers owners, investors, and lenders in-depth valuation and market research expertise.

Our professional staff, operating on a worldwide basis with offices in New York, San Francisco, Miami, Boulder, Vancouver, and London, has appraised more than 4,000 hotels and motels in every state and over 32 foreign countries. Each member of Hospitality Valuation Services is well versed in lodging operations. Most have college degrees in hotel administration as well as actual on-the-job hotel experience. Coupled with intense training in real estate appraisal theory and techniques, we are highly qualified to handle the unique characteristics of hostelry valuations.

Excellence Through Specialization

An important feature of our valuation and feasibility services is specialization. Daily exposure on a global basis to a wide variety of hotel transactions and operating statistics, along with actual buyers and sellers, provides the data to thoroughly document our reports.

HVS maintains the industry's largest database of hotel valuation information:

      o     Data on over 4,000 hotel transactions;

      o     Over 3,500 actual financial statements;

      o Thousands of management contracts, franchise agreements, mortgages, leases, and other similar documents;

      o     Personal contacts at every major hotel company;

      o Names and addresses of over 10,000 hotel owners, investors, lenders, and operators.

Hospitality Valuation Services                                 Mineola, New York
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Innovative research in hotel valuation techniques is set forth in the textbooks we authored for the Appraisal Institute, entitled The Computerized Income Approach to Hotel/Motel Market Studies and Valuations and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations. These publications, along with more than 300 articles, are recognized as the authoritative standard for valuing lodging facilities and performing market feasibility studies. In addition, we have developed Hospitality Valuation Software, a computerized package that assists appraisers and consultants in evaluating market trends and preparing financial forecasts.

Full-Service Hotel Consulting

With a reputation established by providing highly detailed hotel valuations that are accepted and relied upon by virtually every major hotel owner, lender, and operator, HVS has branched out to offer a full range of consulting services.

      o HVS Consulting Services: Valuations, market feasibility studies, economic studies, management contract and franchise negotiations, development assistance, and expert testimony.

      o HVS Executive Search: Recruitment and placement of top-level hotel management personnel.

      o HVS Eco Services: Environmental audits and assistance in implementing programs including water and energy management, recycling, and green product selection. Provides ECOTEL certifications to environmentally sensitive hotels.

      o HVS Gaming Services: Specialized market, valuation, and consulting services for casinos and other types of gaming activities.

      o     HEI Hotels: Hotel ownership and management.

Long-Term Relationship

Hospitality Valuation Services is in business for the long-term. We are dedicated to providing our clients with the highest quality consulting services. Should you require assistance in any areas covered by our expertise, please contact any member of our team at (516) 248-8828.

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

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                                 ----------------------------
                                 Economic Study and Appraisal
                                 ----------------------------
                                 Ramada Plaza Hotel
                                 ----------------------------
                                 Woburn, Massachusetts
                                 ----------------------------

Prepared by:
Hospitality Valuation Services
A Division of Hotel Consulting Services, Inc.
372 Willis Avenue
Mineola, NY  11501
516-248-8828

Submitted to:
Mr. Shirish Godbole
President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY  10036

                        [Letterhead of HVS International]

January 2, 1997

Mr. Shirish Godbole
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY  10036

                        Re: Ramada Plaza Hotel
                            Woburn, Massachusetts
                            Ref. #9610283

Dear Mr. Godbole:

Pursuant to your request, we herewith submit our economic study and appraisal pertaining to the above-captioned property. We have inspected the site and facilities and analyzed the hostelry market conditions in the Middlesex area. Our report was prepared in accordance with, and is subject to, the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) and the Uniform Standards of Professional Practice (USPAP), as provided by the Appraisal Institute.

Based on the available data, our analysis, and our experience in the hotel industry, it is our opinion that the market value of the fee simple interest in the subject property described in this report, as of January 1, 1997, is:

                                   $6,000,000
                               SIX MILLION DOLLARS

We hereby certify that we have no undisclosed interest in the property, and our employment and compensation are not contingent upon our findings and valuation. The economic study and appraisal is made part hereof, and must remain attached in order for the value opinion set forth to be considered valid. This study is subject to the comments made throughout this report and to all assumptions and limiting conditions set forth herein.

Very truly yours,
HOSPITALITY VALUATION SERVICES
A Division of Hotel Consulting Services, Inc.

/s/ Robert Wong
Robert Wong
Consulting and Valuation Analyst


/s/ Anne R. Lloyd-Jones
Anne R. Lloyd-Jones, CRE
Senior Vice President


/s/ Stephen Rushmore
Stephen Rushmore, CRE, MAI, CHA
President

HVS International, Mineola, New York                           Table of Contents
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Table of Contents

          1.  Executive Summary .........................................     1
          2.  Nature of the Assignment ..................................     3
          3.  Description of the Land, Improvements,
              Zoning, Taxes and Neighborhood ............................     7
          4.  Market Area Analysis ......................................    24
          5.  Overview of External Forces Affecting the
              U.S. Lodging Industry .....................................    37
          6.  Lodging Market Supply and Demand Analysis .................    53
          7.  Projection of Occupancy and Average Rate ..................    72
          8.  Highest and Best Use ......................................    86
          9.  Approaches to Value .......................................    88
         10.  Income Capitalization Approach ............................    91
         11.  Sales Comparison Approach .................................   130
         12.  Cost Approach .............................................   138
         13.  Reconciliation of Value Indications .......................   144
         14.  Statement of Assumptions and Limiting Conditions ..........   148
         15.  Certification .............................................   151

              Addenda

                  Photographs of the Subject Property
                  Photographs of the Competition
                  Legal Description

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              Addenda (continued)

                  Synopsis of Franchise and License Agreements
                  Synopsis of Hotel Management Agreement
                  Explanation of the Simultaneous Valuation Formula

              Qualifications

                  Robert Wong
                  Anne R. Lloyd-Jones, CRE
                  Stephen Rushmore, CRE, MAI, CHA

HVS International, Mineola, New York                       Executive Summary   1
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1.    Executive Summary

Property:                              Ramada Plaza Hotel
Location:                              15 Middlesex Canal Park Road
                                       Woburn, Massachusetts  01801
Date of Inspection:                    October 17, 1996
Interest Appraised:                    Fee simple
Date of Value:                         January 1, 1997

Land Description
Area:                                  +/-7.497 acres, or +/-326,555 square feet
Zoning:                                B-I Interstate Business
Assessor's Parcel Number:              14-69190-54576-00

Improvements Description
Age:                                   Constructed in 1972
Property Type:                         Full-service
Guestrooms:                            196
Number of Stories:                     One and four stories
Food and Beverage Facilities:          Cafe Fennel and Juliet's
Meeting Space:                         Six rooms, +/-5,330 square feet
Parking:                               402 surface parking spaces

Summary of Value Parameters
Highest and Best Use (as if vacant):   Transient lodging facility
Highest and Best Use (as improved):    Transient lodging facility
Marketing Period:                      Six months to one year
Number of Years to Stabilize:          Four
Stabilized Year:                       2000

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Valuation Assumptions
Mortgage Interest Rate:                   9.5%
Amortization Period:                      20 years
Debt Service Constant:                    0.111856
Loan-to-Value Ratio:                      70%
Stabilized Inflation Rate:                3.5%
Equity Yield Rate:                        22%
Terminal Capitalization Rate:             12%
Brokerage and Legal Fees:                 3%
Holding Period:                           10 years
Calculated Discount Rate:                 14.52%

Estimates of Value
Income Capitalization Approach:           $5,970,000
Sales Comparison Approach:                $4,800,000 - $7,500,000
Cost Approach (Replacement Cost):         $12,600,000
Market Value Conclusion:                  $6,000,000
Market Value Conclusion per Room:         $30,600

HVS International, Mineola, New York                Nature of the Assignment   3
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2.    Nature of the Assignment

Subject of the Economic Study and Appraisal

The subject of the economic study and appraisal is the fee simple interest in a +/-326,555-square-foot (+/-7.497-acre) parcel improved with a 196-room, full-service lodging facility known as the Ramada Plaza Hotel, which opened in 1972. In addition to guestrooms, the subject property contains a restaurant, lounge, 5,330 square feet of meeting and banquet space, an indoor swimming pool, exercise room, and other facilities typically found in a full-service transient lodging facility. The hotel is located at the southwest quadrant of the intersection formed by Main Street (Route 38) and Interstate 95 (Route 128). Municipal jurisdictions governing the property include the City of Woburn, County of Middlesex, and the Commonwealth of Massachusetts. The hotel's civic address is 15 Middlesex Canal Park Road, Woburn, Massachusetts, 01801.

Objective of the Economic Study and Appraisal

The objective of the economic study and appraisal is to evaluate the supply and demand factors affecting the market for transient accommodations in the Woburn area for the purpose of estimating the market value of the subject property.

Market value is defined by the Office of the Comptroller of the Currency (OCC), 12 CFR, Part 34, as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.

Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.    buyer and seller are typically motivated;


2. both parties are well informed or well advised, and acting in what they consider their own best interests;

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3.    a reasonable time is allowed for exposure in the open market;


4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and


5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

Use of the Appraisal

This appraisal is being prepared for use by Morgan Stanley Mortgage Capital, Inc. in connection with their proposed financing of a package of 17 hotels, including the subject property, which are owned by Ashford Financial Corporation or related entities. The information presented in this report should not be disseminated to the public or third parties without the express written consent of Hospitality Valuation Services.

Scope of the Appraisal

All information was collected and analyzed by the staff of Hospitality Valuation Services. Data such as historical operating statements, site plans, floor plans, and so forth were supplied by Ashford Financial Corporation and Remington Hotel Company. Unless noted otherwise, we have inspected the competitive lodging facilities and analyzed the sales summarized in this report, and our value conclusion is based on this investigation and analysis.

Property Rights Appraised

The property rights appraised are the fee simple ownership of the land and improvements, including the furniture, fixtures, and equipment. The fee simple interest is defined as "absolute ownership unencumbered by any other interest or estate subject only to the four powers of government."(2) Although Ashford Financial Corporation currently holds only the leasehold interest in the property, the company plans to exercise a buyout option in the ground lease, which allows it to acquire ownership of the land. According to Ashford Financial Corporation, the buyout will occur prior to the January 1, 1997 date of value of this appraisal. The subject property is appraised as a going concern (i.e., an open and operating facility).

Method of Study

The methodology used to develop this economic study and appraisal is based on the market research and valuation techniques set forth in the textbooks authored by HVS International for the American Institute of Real

(1) Federal Register, Vol. 55, No. 165, August 24, 1990; p. 34696.

(2) The Dictionary of Real Estate Appraisal - Second Edition, American Institute of Real Estate Appraisers, Chicago, IL, 1989, p. 120.

HVS International, Mineola, New York                Nature of the Assignment   5
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Estate Appraisers and the Appraisal Institute, entitled The Valuation of Hotels and Motels,(1) Hotels, Motels and Restaurants: Valuations and Market Studies,(2) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations,(3) and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations.(4)

The appraisal will consider the three standard approaches to value: income capitalization, sales comparison, and cost. Because lodging facilities are income-producing properties that are normally bought and sold on the basis of capitalization of their anticipated stabilized earning power, the greatest weight is given to the value indicated by the income capitalization approach. We find that most hotel investors employ a similar procedure in formulating their purchase decisions, and thus the income capitalization approach most closely reflects the rationale of typical buyers. When appropriate, the sales comparison and cost approaches are used to test the reasonableness of the results indicated by the income capitalization approach.

Ownership, Franchise, and Management History and Assumptions

A photocopy of the subject property's legal description, which was provided by Ashford Financial Corporation, is presented in the Addenda to this report; the appraisers assume no responsibility regarding the accuracy of this legal description.

According to records maintained at the City of Woburn Tax Assessor's Office and information provided by Ashford Financial Corporation, the subject property's land is owned by Mystic Development Corporation, formerly known as Mystic Disposal Corporation. The leasehold interest in the property was acquired by Ramada Assured Income Associates, L.P., which is an investment partnership created and controlled by Lehman Brothers, in 1987 for a sales price of $7,537,000 from the Ramada Hotel Operating Company, which built the hotel in 1972.

(1) The Valuation of Hotels and Motels, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1978.

(2) Hotels, Motels and Restaurants: Valuations and Market Studies, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1983.

(3) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1990.

(4) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992.

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In October, 1994, Ashford Financial Corporation acquired the leasehold interest of the subject property as part of a package of six hotels from Ramada Assured Income Associates, L.P. The total price for the portfolio was $20,250,000, and the allocated price for subject property was $2,750,000. At the time of the sale, Ashford Financial Corporation also entered into an agreement for the assignment and assumption of the ground lease between Ramada Assured Income Associates, L.P. and Mystic Development Corporation. The current ownership entity of the leasehold interest is Woburn Massachusetts Hotel II Limited Partnership, which is controlled by Ashford Financial Corporation.

The subject property is operated under a franchise agreement with Ramada; this agreement expires on October 2, 2009. The hotel is also subject to a management agreement with Remington Hospitality, Inc.; an abstract of this contract is presented in the Addenda to this report.

For the purposes of this appraisal, we have assumed the fee simple ownership of the subject property by Ashford Financial Corporation and the operation of the property by Remington Hospitality, Inc. as a Ramada Plaza Hotel.

Marketing Period

In light of the renewed interest in hotel investments and the increasing availability of debt and equity capital, we believe that it will take six months to one year to sell the subject property assuming it is placed on the market at the concluded value.

Effective Date of the Appraisal

The effective date of the appraisal is January 1, 1997. All projections are expressed in inflated dollars, and the value estimate represents 1997 dollars.

Date of Inspection

The subject property was inspected by Robert Wong and Anne Lloyd Jones on October 17, 1996.

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3.    Description of the Land, Improvements, Zoning, Taxes, and Neighborhood

LAND

The suitability of the land for the operation of a lodging facility is an important consideration affecting the economic viability of a property and its overall value. Factors such as size, topography, access, visibility, and the availability of utilities have a direct impact on the desirability of a particular site.

Size and Topography

The subject site is located on the southwest quadrant of the intersection formed by Main Street (Route 38) and Interstate 95 (Route 128), in the northern section of the City of Woburn. Municipal jurisdictions governing the property include the City of Woburn, the County of Middlesex, and the State of Massachusetts.

According to a August 25, 1994 survey prepared by Des Lauriers and Associates, Inc., the subject parcel measures approximately +/-326,555 square feet, or +/-7.497 acres. The subject site is generally rectangular in shape and features approximately 437 feet of frontage along Middlesex Canal Park Road. The subject parcel is bounded by Interstate 95 to the north, Middlesex Canal to the east, an improved parcel to the west, and Middlesex Canal Park Road to the south. Primary vehicular access to the property is provided by Middlesex Canal Park Road.

The topography of the parcel is generally flat. In conclusion, size and topography of the subject parcel appear well-suited for hotel use. The site is fully developed, with no excess land available for expansion.

Easements

The appraisers were not provided with any information concerning easements affecting the subject property. For the purpose of this appraisal, we have assumed that the property is not encumbered by any unusual or onerous easements which would affect its use or marketability.

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Regional Access

It is important to analyze a lodging facility's ease of access with respect to regional and local transportation routes and demand generators. The subject site is readily accessible to a variety of local, county, state, and interstate highways.

The Ramada Plaza Hotel is strategically located in proximity to the intersection of two of Massachusetts' major roadways: Interstate 95, which is known locally as Route 128, and Interstate 93.

Interstate 95 (I-95) - a transnational highway connecting the City of Miami, Florida in the south to the Maine-Canadian border to the north - also serves as an important north/south artery serving the area. The subject property is located approximately three-quarters of a mile southeast of the intersection of Interstates 93 and 95. In the vicinity of the City of Woburn, I-95 extends in an east/west direction. This highway has become a major commercial corridor, with high-technology businesses proliferating along this route over the last decade.

State Route 128, which runs conjointly with I-95 in the greater Boston area, serves a significant amount of interstate, inter-regional, and commutational motorists. From the City of Woburn, State Route 128 extends in a northeasterly direction to Gloucester at the far northeastern portion of the commonwealth. Southward from the City of Woburn, State Route 128 (I-95) serves as an inner beltway, partially encircling the western side of the City of Boston before terminating near Dedham, where I-95 continues southward through Providence, Rhode Island and along the eastern coast of the United States to Florida.

Interstate 93, which abuts the subject property, is a six-lane, limited-access, divided highway that originates south of Boston and stretches north, eventually connecting with Interstate 91 in northern Vermont, along the New Hampshire-Vermont border. Interstate 93 is the primary north/south route connecting Boston to points north; during the summertime this roadway is popular with leisure travelers journeying between the Boston metropolitan area and New Hampshire.

Overall, by virtue of its location along Interstate 95 and its close proximity to Interstate 93, regional access to the Ramada Plaza Hotel is considered to be highly favorable.

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Local Access and Visibility

Primary access to the subject property is provided by Middlesex Canal Park Road, which is a service road extending off of Main Street in a westerly direction. Main Street, which is also known as Route 38, is Woburn's major north-south roadway and extends from northern Boston, through Downtown Woburn, and to Interstate 495, which lies approximately eleven miles north of Woburn. Motorists traveling Interstate 95 exit at the I-95/Main Street interchange, circle around the interchange rotary to the southern Main Street exit, proceed south on Main Street, and turn right onto Middlesex Canal Park Road.

While the subject property is somewhat visible from northbound I-95, it is not from the southbound lanes. The subject property is also not visible from Main Street. However, a proprietary sign located at the intersection of Main Street and Middlesex Canal Park Road facilitates local access to the hotel and minimizes any adverse effects resulting from the subject property's poor visibility from main roadways. Once motorists are on Middlesex Canal Park Road, the hotel is visible. Overall, the subject site is considered desirable for hotel use.

Airport Access

Logan International Airport is located approximately 17 miles southeast of the subject site. Access to the subject property is provided by Interstates 93 and
95. Motorists travel on northbound I-93, and then southbound on I-95, before following the same instructions as set forth previously.

Access to Local Demand Generators

The Ramada Plaza Hotel is situated in close proximity to the area's primary generators of lodging demand. The following table outlines some of these major demand generators and their distance from the subject site.

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Table 3-1 Local Demand Generators
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                               Approximate Distance        Approximate Driving
      Demand Generator      from Subject Site (in Miles)    Time (in Minutes)
      ----------------      ----------------------------    -----------------

      Lahey Clinic                        2                          5
      Cummings Business Park              2                          5
      Unicorn Business Park               3                          8
      Woburn Commerce Center              2                          5
      Hanscom Air Force Base              5                         10
      Marshalls                           7                         15
      W.R. Grace                          5                         10
      Downtown Boston                    15                         20


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The subject site is proximate to the area's demand generators and is well-suited for its use as a transient lodging facility.

Utilities

The subject site is served by all necessary utilities, which are provided as follows.

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Table 3-2 Available Utilities
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                Utility                    Provider
                -------                    --------

                Water                      City of Woburn
                Electricity                Boston Edison Co.
                Telephone                  NYNEX (local service)
                                           MCI (long distance service)
                Sewer                      City of Woburn
                Gas                        Boston Gas Co.

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Soil and Subsoil Conditions

Geological and soil reports were not provided to the appraisers or made available for review during the preparation of this report. The appraisers are not qualified to evaluate soil conditions other than by a visual inspection of the surface.

Nuisances and Hazards

The appraisers have not been informed of any site-specific nuisances or hazards, and there were no visible signs of toxic ground contaminants at the time of our inspection. Because the appraisers are not experts in this field, we do not warrant the absence of hazardous waste, and we urge the reader to obtain an independent analysis of these factors.

Flood Zone

Possible locational hazards include flood potential. According to the Federal Emergency Management Agency (FEMA) Community Panel Number 250229 0003 B, dated July 2, 1980, the subject property is located within Flood Zone C, an area of minimal flooding.

Seismicity

Information pertaining to the seismicity of the subject site was not provided to the appraisers. We have assumed that the subject site is not situated in an area of seismic danger.

Legal Description

As noted earlier, a copy of the subject property's legal description, as provided by Ashford Financial Corporation, is presented in the Addenda to this report.

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Conclusion

The subject parcel appears well-suited as the site of a lodging facility. We have analyzed the issues of size, topography, access, visibility, and the availability of utilities, and we note the following advantages and disadvantages.

Advantages

o     The subject site consists of flat topography.

o A well-developed network of area and interstate highways exists in close proximity to the subject property.

o     All necessary utilities are available to the subject property.

o     The subject site is in close proximity to area demand generators.

Disadvantages

o     Visibility of the subject property from main roadways is poor.

o Logan International Airport is located 15 miles away from the subject property, making airport access only fair.

The advantages noted above are important locational characteristics. Although visibility of the subject property and airport access are poor, the advantages outweigh the disadvantages, and we believe that the site is well-suited for hotel use.

IMPROVEMENTS

The quality of a lodging facility's physical improvements has a direct influence on its marketability and attainable occupancy and average rate. The design and functionality of the structure can also affect operating efficiency and overall profitability. This section investigates the subject property's physical improvements and personal property in an effort to determine how they contribute to total value. The following description of the improvements is based on our inspection of the hotel and information provided by Ashford Financial Corporation.

Ramada Plaza Hotel is a full-service lodging facility containing 196 rentable units, +/-5,330 of meeting and banquet space, a restaurant and lounge, an indoor swimming pool, an exercise room, a game room, and appropriate back-of-the-house facilities. The one- and four-story property opened in 1972, and is approximately 25 years old as of the date of this appraisal. The hotel was acquired by Ashford Financial Corporation in October, 1994. At the time of this acquisition, the hotel was in extremely poor condition.

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Subsequent to the acquisition, the subject property was extensively renovated in 1995 at an estimated cost of $1.4 million. In scope, this renovation included the exterior of the building, public areas and the guestrooms. The hotel is now judged to be in relatively good condition, and management representatives report that all building systems are in good working order. The hotel is operated under a license agreement with Ramada and reportedly meets the standards for lodging facilities of that brand.

Based on our inspection and information provided by Ashford Financial Corporation, the following table summarizes the facilities available at the subject property.

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Table 3-3 Facilities Summary
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        Year Built                             1972
        Number of Buildings                    One
        Entrance                               Porte Cochere
        Guestrooms
          King Beds                                     72  Units
          Double/Doubles                               122
          Suites                                         2
                                               ----------------------------
                 Total                                 196  Units
        Corridors                              Double-loaded, interior
        Food and Beverage Outlets
          Cafe Fennel                                  100 Seats
          Juliet's                                     120
        Meeting and Banquet Rooms
          Grand Ballroom                             3,168  Square Feet
          Hospitality 134                              456
          Boardroom 210                                425.5
          Boardroom 410                                425.5
          Boardroom 310                                427.5
          Executive Boardroom                          427.5
          Pool Area                                     NA
                                               ----------------------------
              Total                                  5,330  Square Feet
        Recreational & Other Amenities         Indoor Swimming Pool
                                               Exercise Room
                                               Game Room
        Parking Spaces                         402
        Elevators                              Four
        Life Safety Systems                    Hardwired Smoke Detectors
        Laundry
          Washers                              One 55-pound, LPSO
                                               One 75-pound, Tristar
          Dryers                               Three 75-pound, Drymaster
        Construction Details
          Foundation                           Poured Concrete Slab on Grade;
                                               Frost Walls; Pilings
          Framing                              Steel; Poured-in-Place Concrete;
                                               Concrete Block
          Exterior Walls                       Brick on Concrete Block
          Roof                                 Steel Trusses with Concrete Deck;
                                               Asphalt Covering

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Property Exterior

The hotel structure is situated near the center of the subject parcel. Paved parking areas accommodating 402 vehicles are located around the periphery of the hotel structure. Vehicular access to the subject site is provided by two driveways, each situated on the southern corners of the site along Middlesex Canal Park Road. After entering the site, guests proceed to the

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hotel's main entrance, which is located on the southern side of the hotel; the main entrance features a porte cochere. Service traffic can gain access to the loading dock, which is located on the western side of the building, by entering the site at the southwestern driveway and proceeding north to the dock.

Based on our inspection, the subject property's exterior appears to be in good condition and appropriate for hotel use. The parking areas and landscaping are well-maintained, and vehicular flow on the subject site is convenient.

Construction and Design

The Ramada Plaza Hotel features two wings. The one-story commercial wing located on the western side of the hotel structure houses the hotel's restaurant, lounge, ballroom, swimming pool, kitchen, and some back-of-the-house space. Situated east of the commercial wing is the L-shaped, four-story guestroom tower, which contains the hotel's lobby, guestrooms, meeting rooms, administrative offices, exercise room, game room, and additional back-of-the-house space. A courtyard with two concrete patio areas, a volleyball court, and several small lawn areas is located between the two hotel wings. Combining the two wings, the hotel structure's footprint measures approximately 48,213 square feet.

The subject property's foundation and floor structure features poured concrete slab on grade, frost walls, and reinforced concrete pilings. The structure's framing consists of steel columns, poured-in-place concrete, and load-bearing concrete block; the exterior walls are constructed of brick on concrete block. The roofs feature precast concrete slabs supported by steel trusses and covered with asphalt. Management reports that leaks in the guestroom tower roof have been addressed, and that the roof over the pool area is in need of flashing work. In sum, the building structure is reported to be in good condition, and our inspection revealed no visible signs of damage.

Lobby

Situated on the first floor in the southwestern corner of the guestroom tower and immediately north of the main entrance, the hotel's main lobby acts as the focal point of the hotel and provides access to other areas of the property. The lobby features an open, airy, two-story high ceiling which enables the second floor corridor to overlook the lobby area. As guests enter the lobby from the main entrance, the front desk is located in front of them, along the northern wall of the lobby. A marble walkway extends from the entrance to the front desk, and a carpeted seating area furnished

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with traditional-style furniture is situated on each side of the walkway. Located in the northeast corner of the lobby is the corridor leading to the guestrooms; the corridor leading to the commercial wing is situated in the northwest corner. The lobby's walls are finished with wall vinyl, and the ceiling consists of square, acoustical tiles surrounding a large, rectangular, brass lighting matrix. Decorative accents include framed artwork, artificial floral arrangements, and a large mirror on the eastern and western walls.

Management reports that the lobby was renovated in 1995. The renovations included new carpeting, refinishing of the marble flooring, new wall vinyl, replacement of the furniture, and upgrades to the lighting and artwork. As a result, the lobby is currently in good condition.

Food and Beverage Outlets

Cafe Fennel is the subject property's full-service restaurant. Located in the southern end of the commercial wing, the restaurant seats 100 and serves breakfast, lunch and dinner seven days a week. The restaurant, which also features a salad bar, is directly accessible to the main kitchen. Renovations to the restaurant in 1995 included new carpeting and wall vinyl, re-upholstering of the furniture, and upgrades to various decorative treatments. In 1996, carpeting was replaced in the entry and foyer area, and new artwork and accessories were purchased.

Located adjacent to Cafe Fennel is the subject property's lounge, Juliet's. The lounge seats 120; is equipped with a dance floor, mini-stage, six hanging televisions, two video games, and a popcorn maker; and is open from noon to midnight everyday. As part of the hotel's extensive renovations in 1995, the lounge received new carpeting, re-upholstering of its bar stools and chairs, and repainting of the walls.

Both the restaurant and lounge can be accessed from the lobby via a corridor or from dedicated exterior entrances located on the southern side of the commercial wing. As a result of the renovations, the restaurant and lounge are in good condition.

Meeting and Banquet Space

The subject property's function space is located in both the commercial and guestroom wings. The 3168-square-foot Grand Ballroom is located in the northern end of the commercial wing. The ballroom can be partitioned into four meeting rooms and features direct access to the hotel's kitchen. In 1995, the ballroom's carpeting and wallcovering were replaced, new banquet chairs were purchased, and the wall partitions were repaired. The lighting in the ballroom was replaced in 1996.

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The hotel also contains five meeting and conference rooms in the southwestern end of the guestroom tower. The Hospitality 134 Room and the Executive Boardroom 115 are located on the first floor, while Boardrooms 210, 310, and 410 are stacked in floors two through four. All of the meeting rooms received new carpeting and bathroom floors in 1995; replacement of wall vinyl is slated for 1996 or 1997. Our inspection indicated the meeting rooms to be in fair condition, although the planned refinishing of the walls should improve the appearance of the rooms.

Should demand dictate, the pool deck and outdoor courtyard area can be used for social functions and events. These supplementary banquet spaces are equipped with patio furniture and are conducive for dinner and cocktail parties.

Guestrooms

The subject property features 196 guestrooms: 122 with two double beds, 72 with king-size beds, and 2 suites. In addition, management reports that approximately 100 rooms are non-smoking, and $9,260 has been budgeted to convert several guestrooms into handicapped-accessible rooms. We expect that the number of rooms allocated for these two purposes will be increased or reduced depending on ADA regulations, demand and guest response. Guestrooms in the subject property's tower are double-loaded and are of the standard configuration, which consists of one room with a bathroom situated to the left or right of the doorway entrance. Guestrooms are typically furnished with the following items.

o     One king or two double beds

o     Armoire with remote-controlled, color television

o     Desk with chair

o     Nightstand with alarm clock/radio and touch-tone telephone

o     Floor lamp, table lamps, and wall-mounted lamps

o     Lounge chair and Ottoman

o     Coffee maker

o     Closet with luggage rack

o     Assorted artwork

o     Wall-mounted mirror

o     Wall-to-wall carpeting

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o     Vinyl wallcovering

o     Popcorn ceiling

o     Cloth drapery

Additionally, each guestroom contains a vanity immediately outside the bathroom, and eight of the guestrooms feature refrigerators and microwave ovens. The guest bathrooms feature a vanity countertop with a sink, a commode and a combination shower-and-tub unit. Each bathroom is also equipped with a wall-mounted hair dryer. Finishes include tiled floors, vinyl-and-tile wallcovering, and popcorn ceilings.

Although the guestrooms were completely renovated in 1995, including the replacement of all soft and hard goods as well as some case goods, additional upgrades are planned for 1996. Capital plans call for the refinishing of guestroom walls, the replacement of artwork, the painting of guestroom doors, and the installation of make-up mirrors in the bathrooms.

At the time of our inspection, the subject property's guestrooms appeared to be in relatively good condition; however, some of the furniture - such as the desk, armoire, and nightstand - appears dated and may need replacement in the near future.

Guestroom Corridors

Guestroom corridors are wide enough to permit the easy passage of housekeeping and room service carts. The corridors are finished with carpeted floors, vinyl wallcovering, and acoustical-tiled ceilings. The carpeting and lighting in the corridors were replaced in 1995; future plans call for the refinishing of the walls on floors one and four in 1996, floor three in 1997, and possibly floor two in 1998. Additionally, because the current lighting is inadequate, the capital budget for 1996 includes the installation of additional sconces. Each floor contains a housekeeping storage closet as well as ice and vending machines.

Recreational Amenities

The Ramada Plaza Hotel's recreational amenities include an indoor, heated swimming pool, an exercise room, and a game room. The swimming pool is located in the eastern portion of the commercial wing, while the exercise room and game room are located on the first floor of the southern portion of the guestroom tower. The pool lining was repainted in 1996, and the renovations in 1995 included resurfacing the pool deck and purchasing new poolside furniture. The exercise room received new carpeting and exercise equipment in 1995. All of the subject property's recreational facilities are in good condition.

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Back-of-the-House Space

The subject property's back-of-the-house facilities are located in both of the commercial and guestroom wings. The hotel's kitchen is conveniently situated between the restaurant and ballroom, thus facilitating the efficient flow of service traffic. Administrative offices are located on the first and second floors of the southwestern corner of the guestroom wing in close proximity to the front desk. The hotel's laundry facility is situated on the first floor of the northwestern corner of the guestroom tower, and is conveniently close to one of the elevators. Stacked above the laundry room are housekeeping storage rooms on each floor. The employee cafeteria, engineering office, and boiler room are stacked from the second through the fourth floor, respectively, in the southern portion of the guestroom tower. Based on information provided by Ashford Financial Corporation, the subject property's operating systems are in good working order.

Vertical Transportation

Vertical transportation in the subject property's guestroom tower is provided by four hydraulic elevators with capacities of 2,200 pounds. One elevator core containing two elevators is situated in the southern end of the guestroom wing, one is located in the mid-section of the wing, and the other is situated at the northern end. The property does not contain an elevator designated solely for service traffic. Supplementary vertical transportation is provided by four stairwells, which are conveniently located in the guestroom tower.

Heating, Ventilation, and Air Conditioning

The subject property's heating, ventilation, and air conditioning (HVAC) are provided by individual, through-the-wall, electrical units for the guestrooms and centralized, gas- and electrical-powered HVAC units for the public areas. The guestroom HVAC units were newly installed in 1994. The property's management indicate that all HVAC equipment is in good working condition.

Fire Protection

The Ramada Plaza Hotel's guestrooms and public areas are equipped with hardwired smoke detectors as well as heat detectors. The hotel's guestrooms, however, are not serviced by a sprinkler system. Given that the guestroom tower is four-stories tall, the lack of a sprinkler system is highly disadvantageous and poses a life safety risk to the hotel's guests.

Security

The subject property utilizes electronic door locks. Security is further enhanced by restricted access through peripheral entrances to the hotel. Only guests and service staff with electronically-coded key cards can gain access to the hotel through exterior entrances located away from the lobby area. The hotel's front desk is fully staffed 24-hours per day.

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Asbestos

According to information provided by management representatives, there is no asbestos present in the subject property's improvements; however, we have not been provided with an asbestos report to confirm this assertion. The reader should be advised that any costs associated with asbestos removal or containment may have an unfavorable impact on the hotel's market value, and the estimate set forth in this appraisal reflects our value conclusions prior to the deduction of any such costs. We suggest that interested parties initiate an independent analysis regarding current asbestos levels and the capital expenditures necessary to remove any asbestos that is present.

ADA Conformance

Following the January 26, 1992 passage of the Americans with Disabilities Act
(ADA), hotels are subject to new physical standards. The appraisers are not experts on ADA compliance, and we render no opinion regarding the subject property's conformance to ADA standards. Capital expenditures that may be necessary to bring the property into accordance with the ADA will reduce our estimate of market value. Any ongoing costs related to ADA regulations are expected to be funded by normal replacement reserves.

Conclusion

Overall, the subject property's improvements appear appropriate for hotel use. For the purposes of this appraisal, we have assumed that the subject property will be maintained in its present condition throughout the assumed ten year holding period. Specifically, it is assumed that hotel management will employ standard preventive maintenance measures, and that a reserve for replacement fund will be established which will fund the cost of any future necessary capital expenditures.

ZONING

According to the City of Woburn zoning regulations and map (dated April 19, 1985), the subject property is zoned as follows.

                            BI - Interstate Business

Conforming uses under this zoning designation include mobile homes, public schools, child care centers, small retail establishments, restaurants, business and professional offices, and retail and service uses in connection with a hotel or motel. Hotels and motels require a special use permit under the BI zoning classification. In the case of the subject property, a special use permit was obtained; hence, the subject property appears to conform to local zoning regulations. We assume that all necessary permits and approvals have been secured (including an appropriate liquor license), and that the subject property was constructed in accordance with local zoning

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ordinances, building codes, and all other applicable regulations. Our zoning analysis should be verified before any physical changes are made to the hotel.

ASSESSED VALUE AND TAXES

Property (or ad valorem) tax is one of the primary revenue sources of municipalities. Based on the concept that the tax burden should be distributed in proportion to the value of all properties within a taxing jurisdiction, a system of assessments is established. Theoretically, the assessed value placed on each parcel bears a definite relationship to market value, so properties with equal market values will have similar assessments and properties with higher and lower values will have proportionately larger and smaller assessments. Depending on the taxing policy of the municipality, property taxes can be based on the value of the real property or the value of the personal property and the real property.

Because the objective of assessed value is to maintain a specific value relationship among all properties in a taxing jurisdiction, comparable hotel assessments should be evaluated to determine whether the subject property's assessed value is equitable.

The taxing jurisdiction governing the subject property assesses real and personal property. The assessed value ratio is reported to be approximately 100% of market value. A review of the assessed values of six comparable hotels located in the Woburn taxing jurisdiction reveals the following information.

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Table 3-4 Assessed Value of Comparable Hotels
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                                    Total Assessment        Assessment per Room
                       Number   -------------------------  ---------------------
Hotel                 of Rooms     Land      Improvements    Land   Improvements
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Subject Property        196     $1,816,000    $5,959,000    $9,265     $30,403
Howard Johnson          100     $1,703,000    $1,747,000   $17,030     $17,470
Crowne Plaza Hotel      345     $1,797,000   $15,192,000    $5,209     $44,035
Courtyard by Marriott   120      1,072,000     5,589,000     8,933      46,575
Red Roof Inn            159      2,845,000     2,836,000    17,893      17,836
Comfort Inn             100        852,000     2,562,000     8,520      25,620
Suisse Chalet           129        887,000     2,156,000     6,876      16,713

                    Source: City of Woburn Assessor's Office

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As indicated in the preceding table, the subject property's land value per room ranked third behind that of the Red Roof Inn and the Howard Johnson. The subject property's improvements value per room ranked third

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behind that of the Courtyard by Marriott and the Crowne Plaza Hotel. Based on its location and the condition and level of its facilities, the assessed land and improvement values for the Ramada Plaza Hotel appear reasonable.

The subject property's personal property assessment totals $594,300. Based on a total real and personal property assessment of $8,369,300 and a tax rate of $23.09 per $1,000 of assessment, the subject property's 1995/96 tax burden is calculated as follows.

                        $8,369,000 X $0.02309 = $193,240

The following table illustrates the historical changes in the real and personal property tax rates for the subject property's governing jurisdiction.

================================================================================
Table 3-5 Tax Rates Applicable to the Subject Property
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                             Tax Rate per $1,000    Percent Change from
                   Year         of Assessment          Previous Year
                  -----------------------------------------------------

                  1991/92           $17.74
                  1992/93            19.39                 9.3%
                  1993/94            20.16                 4.0
                  1994/95            21.38                 6.1
                  1995/96            23.09                 8.0

                  Annual Compounded Rate                   6.8%

                    Source: City of Woburn Assessor's Office

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Historically, the applicable tax rates have increased at an annual compounded rate of 6.8%. For the purpose of this appraisal, and in recognition of the potential for increases in the subject property's assessed value, we have forecasted the subjected property's tax burden to increase at an annual rate of 6.0% for the first three projection years. From 2000 and beyond, property taxes are projected to increase at the underlying rate of inflation of 3.5%.

Applying the projected increases to the 1995/96 tax burden yields the following forecast of property taxes for the subject property.

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Table 3-6 Forecast of Property Tax Expense
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                                 1997     1998     1999     Stabilized     2001
-------------------------------------------------------------------------------
Forecast Property Taxes (+000)   $210     $222     $230        $238        $247

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NEIGHBORHOOD

The neighborhood surrounding a lodging facility often has an impact on a hotel's status, image, class, style of operation, and sometimes its ability to attract and properly serve a particular market segment. This section investigates the subject property's neighborhood and evaluates any pertinent locational factors that could affect its occupancy, average rate, food and beverage revenues, and overall profitability.

The neighborhood surrounding the subject property lies within the Interstate 95 (Route 128) commercial corridor and is characterized by a mix of commercial and residential development. A number of medium-sized office parks and retail shopping centers, which were primarily developed within the past 15 years, are situated along this corridor. Many of the companies located in this corridor are high technology companies, research and development firms, and defense contractors. The areas situated further north or south of Interstate 95 consists mostly of single-family housing and apartment complexes.

The principal commercial developments in the area are located in the vicinity of the I-93/I-95 interchange, and are directly accessible from the subject property. Some of the companies located at this intersection are EDS, Alpha Industries, Inc., and Environmental Products and Services, Inc. Located less than two miles east of the subject property is Cummings Park, which is a large business park tenanted by a number of companies including Elliott Corporation, Theta Systems, the Access Group, and the Professional Development Group. Another major business park - Unicorn Park - is located less than three miles southeast of the property and consists of a variety of small financial, insurance, and real estate firms. In addition to the office parks located in Woburn, the areas along Interstate 95 in the City of Burlington have experienced major commercial development in the past ten years.

In the immediate vicinity of the subject property, Baldwin Park, which comprises approximately 110,300 square feet of office space, is situated on the northeast quadrant of the intersection of Main Street and Interstate 95. A retail strip mall is located on the northwest quadrant of the same

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intersection, and immediately east of the shopping center is a newly developed office park. The southeast quadrant of the intersection is comprised of Forest Park and residential housing. Situated in the southwest quadrant is the subject property, Showcase Cinema (which lies immediately west of the subject property), Gateway Children's Learning Center to the east of the subject property, and several residential homes along Main Street. The area to the south of the subject property across Middlesex Canal Park Road is characterized by woodlands sparsely developed with residential homes.

Conclusion

The neighborhood surrounding the Ramada Plaza Hotel appears well-suited for the operation of a transient lodging facility. The subject property benefits from its close proximity to office parks and businesses located near the I-95/I-93 interchange as well as along the I-95 commercial corridor extending from Burlington through Woburn. Additionally, a number of shopping centers and restaurants are situated in the area and support the operation of a transient lodging facility.

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4.    Market Area Analysis

The economic vitality of the market surrounding the subject property is an important consideration in forecasting lodging demand and income potential. Economic and demographic trends that reflect the amount of visitation provide a basis from which to project hostelry demand. The purpose of the area analysis is to review available economic and demographic data to determine whether the local market will undergo economic growth, stability, or decline. In addition to predicting the direction of the economy, the rate of change must be quantified. These trends are then correlated based on their propensity to reflect variations in lodging demand with the objective of forecasting the growth or decline in visitation by individual market segment.

Market Area Definition

The market area encompassing the subject property can broadly be defined as the Boston-Worcester-Lawrence-Lowell-Brockton Metropolitan Statistical Area (MSA). The Boston MSA, the largest in the commonwealth, with roughly 64% of the total population, is comprised of Suffolk, Essex, Middlesex, Norfolk, Plymouth, and Worcester Counties.

More specifically, the subject property's market area can be described as northern suburban Boston and the State Route 128 (I-95) corridor. For the purpose of generally defining the geographical/economic boundaries within the area, three major market areas exist within the greater Boston metropolitan area: the Route 128 corridor, the Route 495 corridor, and the inner urban market. The subject property is located in close proximity to the intersection of Route 128 and Interstate 93.

Woburn's economy is closely tied to the trends occurring both in the central Boston area and along Route 128's high-technology area. For this reason, the market area analysis will include relevant data for both the City of Boston and suburban Boston. In most cases, the Boston metropolitan area is the market for which pertinent information on the economic and demographic trends that will affect the subject property is available.

                               [GRAPHIC OMITTED]

                                    AREA MAP

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In the early to middle 1980s, the Massachusetts area underwent a period of strong economic growth, often referred to as the "Massachusetts Miracle." This period of economic success can be attributed to a boom in industrial and high-technology manufacturing as well as to an increase in tourism and a sharing in the rapid expansion of the national financial service industry. In the early 1990s, however, downturns in the computer and high-technology fields had a negative impact on the area's economy. The area's economic problems were further exacerbated by the difficulties on Wall Street and in the region's depository institutions. As a result of the recent revival of the nation's economy as a whole, however, Woburn's economy - as demonstrated by Smith Travel Research statistics and the commercial developments planned for the City of Woburn - is pulling out of its economic difficulties.

According to the Planning Department of the City of Woburn, an extensive development project is scheduled to begin construction in 1998 or 1999, with completion projected for the year 2001. The project is planned on a site roughly five miles northwest of the subject property, on Commerce Way. According to city officials, $10 million in state funds have been allocated for the project, and 170 acres of land have been zoned for business parks on the site. Moreover, restaurants, a commuter rail stop, and a commuter parking garage are planned for the site. The Logan Airport Bus Terminal and the train station providing access to Boston will be relocated there as well. Plans are also being reviewed to build an exit ramp from Interstate 93 that would lead directly into the proposed development. Presently, the proposed site is a superfund site which is scheduled for clean-up in 1997.

Economic and Demographic Data

Based on fieldwork conducted in the area and our in-house sources, we have evaluated various economic and demographic statistics to determine trends in lodging demand. A primary source of economic and demographic statistics used in this analysis is the Complete Economic and Demographic Data Source published by Woods & Poole Economics, Inc., a well-regarded forecasting service based in Washington, DC. Using a data base containing more than 300 variables for each county in the nation, Woods & Poole employs a sophisticated regional model to forecast economic and demographic trends. Historical statistics are based on census data and information published by the Bureau of Economic Analysis. Projections are formulated by Woods and Poole. All dollar amounts have been adjusted for inflation, and thus growth or decline represents real change in constant dollars.

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Population

Between 1980 and 1995, Middlesex County registered an average annual compounded population growth of 0.2%, which was lower than the rates registered by the MSA, the commonwealth, and the nation, which achieved rates of 0.5%, 0.4%, and 1.0%, respectively. Between 1990 and 1995, population growth in the county, the MSA, and the commonwealth slowed to 0.1%, 0.2%, and 0.1%, respectively, despite increased population growth in the nation (1.1%). The slowed population growth in Massachusetts can be attributed to the economic recession that gripped the commonwealth in the early 1990s. Projections for the period 1995 to 2000 call for a relatively slow rate of population growth for Middlesex County and increased rates of growth for the MSA, the commonwealth, and the nation. Population in Middlesex County is expected to increase by an average annual compounded rate of 0.1%, while the MSA, commonwealth, and nation are anticipated to increase by 0.4%, 0.3%, and 0.9%, respectively.

We find that the rate of population growth generally establishes a minimum rate of increase for commercial hotel demand; this observation also holds true for the meeting and convention segment if a majority of the meetings are business-oriented.

Retail Sales

Retail sales in Middlesex County increased at a real average annual compounded rate of 1.1% between 1980 and 1995, a level that was lower than the gains registered by the MSA, at 1.6%, the commonwealth, at 1.4%, and the nation, at 1.9%. Between 1990 and 1995, the county, MSA and commonwealth experienced slower retail sales growth as a result of the regional recession. During this period, Middlesex County registered retail sales growth of 0.3%, while the Boston MSA and Massachusetts experienced growth of 0.6% and 0.5%, respectively. Although retail sales growth declined in these three areas, the nation achieved a higher rate of growth of 2.5%.

Retail sales in all four areas of evaluation are projected to increase at lower rates between 1995 and 2000. Retail sales in Middlesex County are projected to increase at an average annual compounded rate of 0.1%, and the MSA, commonwealth, and nation are expected to show average annual growth in retail sales of 0.4%, 0.2%, and 0.9%. Overall, retail sales trends indicate slowing economic growth in the subject property's market area as well as in the nation as a whole.

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Personal Income

Between 1980 and 1995, total personal income in Middlesex County increased at an average annual compounded rate of 2.7%, after adjustment for inflation. Growth in personal income in Middlesex outpaced those of the MSA, commonwealth, and nation, which experienced growth of 2.5%, 2.3%, and 2.3%, respectively. Although slower growth was achieved between 1990 and 1995, projections call for improved personal income growth in the next five years. Middlesex County is anticipated to achieve real gains of 1.6% annually between 1995 and 2000. During the same period, personal income in the MSA, the commonwealth, and the nation is projected to increase at rates of 1.8%, 1.6%, and 2.3%, respectively. Overall, the projected growth in total personal income is a favorable economic indicator for businesses in Middlesex County.

In terms of per capita personal income, projections for Middlesex County indicate a higher level than those anticipated for the Boston MSA, Massachusetts and the United States. This relationship suggests that Middlesex County residents will have more money available to spend on retail goods and services than do typical Americans. This increased spending ability contributes to a favorable environment for local commercial establishments, and restaurants in particular. It should be noted, however, that personal income does not take into account cost-of-living factors; as a result, it is possible for local residents to have higher income levels without enjoying greater affluence if the cost of necessities is greater than it is in other parts of the nation.

Work Force Characteristics

The greatest long-term historical employment growth in Middlesex County occurred in the services and agricultural services sectors, which achieved growth rates of 3.6% and 3.4%, respectively between 1980 and 1995. Between 1990 and 1995, most of the sectors in the county experienced declines, with the exception of services, agricultural services, and transportation, communications and utilities sectors. The greatest drops occurred in the federal military, manufacturing, and mining sectors. Overall employment decreased between 1990 and 1995 at an average annual compounded rate of 0.4% in Middlesex County.

Employment is expected to rebound slightly between 1995 and 2000, with total employment forecasted to increase annually at 0.3%. The strongest gains in employment are projected to occur in the mining and services sectors, which are forecasted to increase at rates of 3.0% and 0.9%, respectively. These moderate employment gains reflect stabilization of the local economy

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following the dramatic expansion in the 1980s and the recession that characterized the early 1990s.

A favorable characteristic is the diversification of the MSA economy, with services, trade, manufacturing, and government as the largest employment sectors in 1995. Because the local economy is not tied to the prosperity of any single sector, the impact of business cycles is somewhat cushioned. Furthermore, the downturn in high-technology industries that occurred in the early 1990s resulted in a diminished dependence on this industrial sector; nevertheless, the high-technology firms in the region remain a dominant influence on the area's economy.

The major employers in Woburn represent a cross-section of hotel demand potential. Some are national in scope, while others operate on a more local basis; some are engaged in manufacturing, and others are active in retail distribution. The following table outlines some of the major employers in Woburn.

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Table 4-1 Major Employers
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                                                             Number of
             Firm                    Product                 Employees
             ---------------------------------------------------------

             Marshalls               Retail                     600
             W.R. Grace              Retail                     500
             General Foods           Food                       200
             Cummings Properties     Commercial Real Estate     100

             Source: Executive Office of Communities & Development

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Office Space

The City of Woburn is an industrial town containing a number of industrial parks that are owned by both the public and private sectors. According to the Planning Department of the City of Woburn, the 1995 vacancy rate for business parks in the city is estimated at below 7%, an improvement over vacancy levels in recent years that is attributable to the economic revival and the lack of new construction. With the planned development on Commerce Way, city officials anticipate significant growth in the future.

Highway Traffic

The subject property occupies a prominent location, proximate to the intersection of Interstates 93 and 95. Access to the property is provided by Interstate 95, via the Route 38 exit. The amount of traffic passing through a

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market area can have a direct impact on commercial and leisure demand and an indirect effect on meeting demand. At the time of preparing this appraisal, no information on the volume of traffic entering or exiting the Route 38 exit ramps was available. According to representatives of the Massachusetts Department of Transportation, the only information available is the daily traffic counts on Interstate 95 in the vicinity of the intersection of Interstates 93 and 95. For southbound Interstate 95, the latest statistics available are for 1995 and show 171,650 vehicles utilizing Interstate 95 per day.

As mentioned previously, given the proximity of Woburn to the City of Boston, the latest developments in Boston do have some effect on the subject property's market area. Major road construction is currently underway in the City of Boston. The $7.7-billion Central Artery/Third Harbor Tunnel project -the largest highway initiative in the history of the commonwealth - will replace the six-lane, elevated section of the Central Artery (I-93) in downtown Boston with a largely underground, eight- to ten-lane section extending from the Southeast Expressway (I-93) to Charlestown. This project also involves extending I-90 (the Massachusetts Turnpike) to Logan Airport via a new seaport access road that will pass through commercial land in south Boston, and constructing a four-lane tunnel across Boston Harbor. Completion of this project should improve access between Logan Airport and downtown Boston dramatically. The project is expected to double traffic capacity both through the city and across the harbor, thus alleviating one of the most congested urban traffic areas in the nation and providing the city with a safer and wider traffic configuration.

The Central Artery depression will create over 27 acres of new green space, including the area abutting Atlantic Avenue. Work began in early 1994 on the relocation of utility infrastructures and on wall construction near Quincy Market to clear a path for the proposed project. Currently, work is occurring below ground near South Station and Quincy Market to construct the tunnel itself; the estimated completion date of the artery depression is late 1999.

The construction of the 1.3-mile third harbor tunnel began in 1992. According to the Massachusetts Department of Transportation, the tunnel is currently open to commercial traffic only, and should relieve some traffic congestion. The tunnel is four lanes wide, doubling the present cross-harbor capacity to eight lanes. Although it is unclear as to when the tunnel will permit passenger vehicles, it is hoped that the tunnel will enable airport-bound drivers from the west and south, who comprise 70% of

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airport traffic, to bypass downtown Boston and the existing Sumner and Callahan tunnels, thereby alleviating traffic congestion to and from the city.

Airport Traffic

The main airport serving the City of Woburn is Logan International Airport, located roughly 17 miles southeast of the subject property. The airport is utilized by more than 40 major domestic airlines and international carriers that offer non-stop service to the business centers of Europe and Asia. In 1995, the airport served more than 24 million arriving and departing passengers, making it the 10th busiest airport in the country for passenger service. The airport also handled more than 800 million pounds of cargo and mail during the same year, making it the 12th busiest airport in the country in terms of cargo service.

Currently, Logan International Airport is undergoing an expansion and upgrading, which may continue until 2010. This $1.5-billion modernization program - known as Logan 2000 - consists of roughly 30 projects, and is intended to ensure the facility's economic contribution to the greater Boston area and the New England region well into the 21st Century. According to the Massachusetts Port Authority, the projects include improvements to the passenger terminals, roadways, parking facilities, public transportation and passenger amenities. Specifically, Terminal A will be replaced with a modern concourse to accommodate wide-bodied jets, ultimately expanding the number of gates that can handle these larger aircraft from 45 to 70. Terminal E will receive an expanded customs hall to be located on what is now the Terminal E parking lot. While the old customs facility could handle only 600 international passengers per hour, the new one will be able to handle 3,000. In addition, a new central terminal will connect to both the new Terminal A and the customs hall in Terminal E. The aforementioned Boston Tunnel project will, upon completion, surface at the airport, thereby significantly improving access to Logan.

The following table shows historical passenger counts at Logan International Airport.

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Table 4-2 Logan International Airport Passenger Statistics
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       Domestic Jet   Domestic Commuter   International      Total      Percent
Year    Passengers       Passengers         Passengers    Passengers    Change
-------------------------------------------------------------------------------
1986    18,640,863        1,233,531         2,058,686     21,933,080      ---
1987    19,316,103        1,365,371         2,687,528     23,369,002      6.5%
1988    19,237,619        1,400,674         3,093,630     23,731,923      1.6%
1989    17,689,413        1,348,616         3,235,831     22,273,860     -6.1%
1990    17,968,410        1,550,837         3,358,944     22,878,191      2.7%
1991    16,585,359        1,771,873         3,092,911     21,450,143     -6.2%
1992    17,083,755        2,067,965         3,571,418     22,723,138      5.9%
1993    17,722,509        2,277,059         3,580,158     23,579,726      3.8%
1994    18,774,177        2,035,166         3,658,835     24,468,178      3.8%
1995    18,596,080        2,120,262         3,475,753     24,192,095     -1.1%

Average Annual Compounded Change 1986-1995                                1.1%

      Source: Massachusetts Port Authority, Aviation Department

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With 1.1% in average annual compounded growth, Logan International Airport has not witnessed any strong growth in passenger count over the past ten years. The number of domestic jet passengers has remained steady, while increases have been achieved in the number of domestic commuter and international passengers. This lack of strong growth is a consequence of the airport operating at capacity; growth should occur in the future as the expansion projects at Logan International Airport are completed.

Convention Center

The nearest convention center, the John B. Hynes Veterans Memorial Convention Center, is located in the City of Boston. Because of the large number of hotels located in the city, and Woburn's distance from downtown Boston, hotels in the subject property's area do not enjoy significant overflow generated by the convention center.

Tourist Attractions

Woburn is a historic site and contains a number of historic attractions, including the Baldwin Mansion and the Count Rumford House. The majority of leisure travelers who stay in Woburn, however, commute to Boston to visit the city's numerous tourist attractions. The subject property's strategic location along Interstate 93, which provides direct access to Boston, enhances its ability to attract leisure travelers.

Boston is a popular destination because it offers a wide variety of visitor attractions. The area's educational, medical, and scientific institutions are a

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magnet for scholars, researchers, and scientists. Visitors are attracted by local sports teams and recreational activities. Numerous golf courses are available in the outlying suburban area, and miles of Atlantic beaches are located within a few miles of the city.

For cultural entertainment, Boston offers many museums, a planetarium, an aquarium, and a variety of historic attractions. Visitors also enjoy symphony concerts, opera, and the theater. The city offers ample restaurants.

Some of the most popular historic attractions include the Old South Church, the Boston Tea Party Ship and Museum, Faneuil Hall, Quincy Market, the Boston Massacre Site, the Old South Meeting House, the Bunker Hill Pavilion, Trinity Church, the Paul Revere House, Boston Common, the U.S.S. Constitution, and the Old North Church. Cultural attractions include the Museum of Fine Arts, the Isabella Stewart Gardner Museum, and the world-famous Boston Pops. Other attractions include Newbury Street, the John Hancock Observatory, and the New England Aquarium.

There are 68 colleges and universities in the Boston metropolitan area with an enrollment of approximately 275,000 students. Two out of three of the undergraduates enrolled in Boston's most prestigious colleges and universities (Boston College, Boston University, Harvard University, Massachusetts Institute of Technology, Northeastern, and Tufts) come from areas outside Massachusetts. These institutions generate strong leisure visitation during the weekends when school is in session, and particularly during commencement and parents' weekends. During the week, the schools and the medical hospitals host guest lecturers, continuing educational seminars, and meetings and banquets, much of which attract attendees who require overnight accommodations.

Conclusion

Our review of various economic and demographic data indicates that the subject property's market area has recovered from the recession of the early 1990s, with economic growth stabilizing. With the planned development on Commerce Way, the economy of the City of Woburn is anticipated to grow at a moderate pace.

The following table summarizes the economic and demographic trends discussed throughout this section. All figures that reflect dollar amounts have been adjusted for inflation, and thus reflect real change. It should be noted that the percent changes indicated in the following tables are based on unrounded figures, and thus may not calculate exactly.

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Table 4-3 Economic and Demographic Data for the Subject Property's Market Area

                                                                                                         Avg. Annual
Data Type                                                    Period         Data Point      Data Point  Comp. Change
--------------------------------------------------------------------------------------------------------------------
Long-Term Historical Population (+000)
  Middlesex County                                         1980-1995           1,369.4         1,404.6      0.2%
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA     1980-1995           5,348.9         5,754.9      0.5
  State of Massachusetts                                   1980-1995           5,748.4         6,057.9      0.4
  United States                                            1980-1995         227,225.6       262,791.0      1.0
Short-Term Historical Population (+000)
  Middlesex County                                         1990-1995           1,398.3         1,404.6      0.1
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA     1990-1995           5,688.4         5,754.9      0.2
  State of Massachusetts                                   1990-1995           6,018.4         6,057.9      0.1
  United States                                            1990-1995         249,401.4       262,791.0      1.1
Projected Population (+000)
  Middlesex County                                         1995-2000           1,404.6         1,410.3      0.1
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA     1995-2000           5,754.9         5,874.5      0.4
  State of Massachusetts                                   1995-2000           6,057.9         6,137.0      0.3
  United States                                            1995-2000         262,791.0       274,758.4      0.9
Long-Term Historical Retail Sales (+000,000)
  Middlesex County                                         1980-1995           8,547.6        10,122.4      1.1
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA     1980-1995          33,570.2        42,615.7      1.6
  State of Massachusetts                                   1980-1995          35,625.3        43,503.2      1.3
  United States                                            1980-1995       1,340,768.9     1,765,826.1      1.9
Short-Term Historical Retail Sales (+000,000)
  Middlesex County                                         1990-1995           9,987.3        10,122.4      0.3
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA     1990-1995          41,364.4        42,615.7      0.6
  State of Massachusetts                                   1990-1995          42,531.0        43,503.2      0.5
  United States                                            1990-1995       1,557,380.2     1,765,826.1      2.5
Projected Retail Sales (+000,000)
  Middlesex County                                         1995-2000          10,122.4        10,148.1      0.1
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA     1995-2000          42,615.7        43,528.2      0.4
  State of Massachusetts                                   1995-2000          43,503.2        44,042.8      0.2
  United States                                            1995-2000       1,765,826.1     1,846,830.4      0.9
Long-Term Historical Retail Sales Per Capita
  Middlesex County                                         1980-1995           6,241.8         7,206.4      1.0
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA     1980-1995           6,276.1         7,405.2      1.1
  State of Massachusetts                                   1980-1995           6,197.4         7,181.2      1.0
  United States                                            1980-1995           5,900.6         6,719.5      0.9
Short-Term Historical Retail Sales Per Capita
  Middlesex County                                         1990-1995           7,142.4         7,206.4      0.2
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA     1990-1995           7,271.7         7,405.2      0.4
  State of Massachusetts                                   1990-1995           7,066.8         7,181.2      0.3
  United States                                            1990-1995           6,244.5         6,719.5      1.5


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Table 4-3 Economic and Demographic Data for the Subject Property's Market Area
          (continued)
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                                                                                                                   Avg. Annual
Data Type                                                              Period         Data Point      Data Point  Comp. Change
------------------------------------------------------------------------------------------------------------------------------
Projected Personal Retail Sales Per Capita
  Middlesex County                                                   1995-2000           7,206.4         7,195.9      (0.0)
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA               1995-2000           7,405.2         7,409.7       0.0
  State of Massachusetts                                             1995-2000           7,181.2         7,176.6      (0.0)
  United States                                                      1995-2000           6,719.5         6,721.7       0.0
Long-Term Historical Eating and Drinking Place Sales (+000,000)
  Middlesex County                                                   1980-1995             795.9         1,061.3       1.9
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA               1980-1995           3,389.3         4,693.3       2.2
  State of Massachusetts                                             1980-1995           3,709.2         5,043.2       2.1
  United States                                                      1980-1995         126,131.6       185,035.4       2.6
Short-Term Historical Eating and Drinking Place Sales (+000,000)
  Middlesex County                                                   1990-1995             989.1         1,061.3       1.4
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA               1990-1995           4,407.3         4,693.3       1.3
  State of Massachusetts                                             1990-1995           4,750.3         5,043.2       1.2
  United States                                                      1990-1995         161,197.4       185,035.4       2.8
Projected Eating and Drinking Place Sales (+000,000)
  Middlesex County                                                   1995-2000           1,061.3         1,092.5       0.6
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA               1995-2000           4,693.3         4,883.0       0.8
  State of Massachusetts                                             1995-2000           5,043.2         5,221.0       0.7
  United States                                                      1995-2000         185,035.4       199,127.3       1.5
Long-Term Historical Eating and Drinking Place Sales Per Capita
  Middlesex County                                                   1980-1995             581.2           755.5       1.8
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA               1980-1995             633.6           815.5       1.7
  State of Massachusetts                                             1980-1995             645.2           832.5       1.7
  United States                                                      1980-1995             555.1           704.1       1.6
Short-Term Historical Eating and Drinking Place Sales Per Capita
  Middlesex County                                                   1990-1995             707.4           755.5       1.3
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA               1990-1995             774.8           815.5       1.0
  State of Massachusetts                                             1990-1995             789.3           832.5       1.1
  United States                                                      1990-1995             646.3           704.1       1.7
Projected Eating and Drinking Place Sales Per Capita
  Middlesex County                                                   1995-2000             755.5           774.7       0.5
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA               1995-2000             815.5           831.2       0.4
  State of Massachusetts                                             1995-2000             832.5           850.7       0.4
  United States                                                      1995-2000             704.1           724.7       0.6
Long-Term Historical Personal Income (+000,000)
  Middlesex County                                                   1980-1995          22,135.6        32,881.8       2.7
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA               1980-1995          80,572.5       116,135.5       2.5
  State of Massachusetts                                             1980-1995          85,728.2       120,350.9       2.3
  United States                                                      1980-1995       3,163,874.0     4,443,243.2       2.3


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Table 4-3 Economic and Demographic Data for the Subject Property's Market Area
          (continued)
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                                                                                                             Avg. Annual
Data Type                                                       Period         Data Point      Data Point   Comp. Change
------------------------------------------------------------------------------------------------------------------------
Short-Term Historical Personal Income (+000,000)
  Middlesex County                                            1990-1995          31,480.0        32,881.8       0.9
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA        1990-1995         111,831.4       116,135.5       0.8
  State of Massachusetts                                      1990-1995         116,527.4       120,350.9       0.6
  United States                                               1990-1995       4,051,714.6     4,443,243.2       1.9
Projected Personal Income (+000,000)
  Middlesex County                                            1995-2000          32,881.8        35,681.4       1.6
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA        1995-2000         116,135.5       126,766.0       1.8
  State of Massachusetts                                      1995-2000         120,350.9       130,482.7       1.6
  United States                                               1995-2000       4,443,243.2     4,972,219.5       2.3
Long-Term Personal Income per Capita
  Middlesex County                                            1980-1995          16,164.0        23,409.0       2.5
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA        1980-1995          15,064.0        20,180.0       2.0
  State of Massachusetts                                      1980-1995          14,913.0        19,867.0       1.9
  United States                                               1980-1995          13,924.0        16,908.0       1.3
Short-Term Historical Personal Income per Capita
  Middlesex County                                            1990-1995          22,513.0        23,409.0       0.8
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA        1990-1995          19,660.0        20,180.0       0.5
  State of Massachusetts                                      1990-1995          19,362.0        19,867.0       0.5
  United States                                               1990-1995          16,246.0        16,908.0       0.8
Projected Personal Income per Capita
  Middlesex County                                            1995-2000          23,409.0        25,301.0       1.6
  Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA        1995-2000          20,180.0        21,579.0       1.3
  State of Massachusetts                                      1995-2000          19,867.0        21,262.0       1.4
  United States                                               1995-2000          16,908.0        18,097.0       1.4
Long-Term Historical Employment - Middlesex County (+000)
  Farm                                                        1980-1995               2.8             1.6      (3.5)
  Agriculture Services, Other                                 1980-1995               3.2             5.3       3.4
  Mining                                                      1980-1995               0.5             0.6       1.6
  Construction                                                1980-1995              29.2            35.9       1.4
  Manufacturing                                               1980-1995             202.4           139.3      (2.5)
  Trans., Comm. & Public Utils                                1980-1995              27.7            30.3       0.6
  Total Trade                                                 1980-1995             161.5           182.7       0.8
    Wholesale Trade                                           1980-1995              43.7            51.9       1.2
    Retail Trade                                              1980-1995             117.8           130.8       0.7
  Finance, Insurance, & Real Estate                           1980-1995              41.1            51.5       1.5
  Services                                                    1980-1995             229.8           392.2       3.6
  Total Government                                            1980-1995              95.8            87.3      (0.6)
    Federal Civilian Govt                                     1980-1995              15.0            15.3       0.1
    Federal Military Govt                                     1980-1995              14.4            11.6      (1.5)
    State & Local Govt                                        1980-1995              66.4            60.4      (0.6)
  TOTAL                                                       1980-1995             794.0           926.7       1.0


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Table 4-3 Economic and Demographic Data for the Subject Property's Market Area
          (continued)
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                                                                                                                    Avg. Annual
Data Type                                                             Period        Data Point     Data Point      Comp. Change
-------------------------------------------------------------------------------------------------------------------------------
Short-Term Historical Employment - Middlesex County (+000)
  Farm                                                              1990-1995              1.8            1.6         (1.3)
  Agriculture Services, Other                                       1990-1995              5.1            5.3          0.5
  Mining                                                            1990-1995              0.7            0.6         (3.4)
  Construction                                                      1990-1995             38.3           35.9         (1.3)
  Manufacturing                                                     1990-1995            168.9          139.3         (3.8)
  Trans., Comm. & Public Utils                                      1990-1995             30.0           30.3          0.2
  Total Trade                                                       1990-1995            194.3          182.7         (1.2)
    Wholesale Trade                                                 1990-1995             58.8           51.9         (2.5)
    Retail Trade                                                    1990-1995            135.5          130.8         (0.7)
  Finance, Insurance, & Real Estate                                 1990-1995             55.5           51.5         (1.5)
  Services                                                          1990-1995            358.1          392.2          1.8
  Total Government                                                  1990-1995             94.2           87.3         (1.5)
    Federal Civilian Govt                                           1990-1995             15.5           15.3         (0.2)
    Federal Military Govt                                           1990-1995             14.4           11.6         (4.2)
    State & Local Govt                                              1990-1995             64.4           60.4         (1.3)
  TOTAL                                                             1990-1995            946.9          926.7         (0.4)
Projected Employment - Middlesex County (+000)
  Farm                                                              1995-2000              1.6            1.5         (1.3)
  Agriculture Services, Other                                       1995-2000              5.3            5.1         (0.4)
  Mining                                                            1995-2000              0.6            0.7          3.0
  Construction                                                      1995-2000             35.9           35.8         (0.0)
  Manufacturing                                                     1995-2000            139.3          134.7         (0.7)
  Trans., Comm. & Public Utils                                      1995-2000             30.3           30.2         (0.0)
  Total Trade                                                       1995-2000            182.7          181.5         (0.1)
    Wholesale Trade                                                 1995-2000             51.9           51.4         (0.2)
    Retail Trade                                                    1995-2000            130.8          130.2         (0.1)
  Finance, Insurance, & Real Estate                                 1995-2000             51.5           52.8          0.5
  Services                                                          1995-2000            392.2          410.4          0.9
  Total Government                                                  1995-2000             87.3           88.3          0.2
    Federal Civilian Govt                                           1995-2000             15.3           15.4          0.1
    Federal Military Govt                                           1995-2000             11.6           11.7          0.2
    State & Local Govt                                              1995-2000             60.4           61.2          0.3
  TOTAL                                                             1995-2000            926.7          941.2          0.3

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Subsequent sections of this economic study and appraisal will relate these historical and projected growth trends to specific market segments based on their propensity to reflect visitation. This analysis will provide a basis for forecasting changes in room night demand in the subject property's area.

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5.    Overview of External Forces Affecting the U.S. Lodging Industry

Introduction

Hotel ownership is ultimately the business of creating and enhancing value. To understand the investment potential of lodging facilities, investors must be thoroughly aware of the many forces that can cause changes in the value of their properties. Although some of these forces are internal (such as the layout and design of the facilities, the quality of management, and the condition of the property), others are external (such as the local economic environment and the competitive nature of the market). The risk associated with hotel investment lies largely with the external forces that are beyond the control of ownership and contribute to the variability of future income flows.

Investors and appraisers can project financial results by evaluating the historical impact of external forces on hotel values. Successful hotel investors seek opportunities where the risk of external forces can be minimized, thus reducing the uncertainty associated with income expectations.

When investors engage in due diligence prior to acquiring a lodging facility, they are primarily interested in trends affecting a limited geographic market area, such as a town, city, or county. A broader overview takes into account national and international travel patterns and trends. An understanding of the general characteristics of the United States hotel market is important because these trends often foreshadow economic and demographic changes in smaller areas.

This section of the appraisal will present an overview of the U.S. lodging industry by tracing many of the forces that influence hotel values. Historical economic and demographic data, and industry statistics will be analyzed to provide a basis for projections. Forecasts will be evaluated to determine their reasonableness. The conclusions represent another set of criteria that hotel investors consider in making their acquisition decisions.

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The Supply and Demand Relationship

Most business ventures are influenced by the relationship between supply and demand. In the hotel industry, supply refers to the number of units. A unit consists of one or more rooms and represents the smallest accommodation that can be rented to a guest. Each unit must have a full bath and its own entrance to a public hallway or the building exterior. Demand refers to a room night, which is one unit that is occupied for one night. The supply and demand relationship has a significant influence on a hotel's occupancy and/or average room rate.

Occupancy is calculated by dividing the number of rooms that are occupied for a specific period by the total number of rooms that are available during the same period. Average room rate is determined by dividing the total rooms revenue achieved during a specific period by the number of rooms occupied during that period; it also represents the weighted average of all the room rates charged during that period. In a market where demand is increasing faster than supply, occupancies rise and average rate growth generally exceeds inflation. When supply is increasing faster than demand, occupancies fall and average rates typically remain level or decline. Hotels generate revenue based on occupancy and average rate, and thus the supply and demand relationship is an important factor in analyzing profits and value.

Hotel occupancy levels have shown definite cycles that reflect the balance between supply and demand. The early 1970s marked the beginning of a hotel building boom reminiscent of the 1920s. Many factors contributed to this expansion, but the two main elements were readily available financing and aggressive chains that were eager to sell franchises. The new construction during the 1970s was made possible by the enormous amount of financing generated by all lenders, particularly real estate investment trusts (REITs). These high-leverage finance companies were created to allow small investors to participate in real estate mortgages and equities. The concept was quickly accepted by Wall Street, and soon billions of dollars were available to finance real estate projects. Many lenders became so overwhelmed with new money that their underwriting procedures broke down and some marginal developments were approved.

During the late 1960s and early 1970s, hotel companies actively expanded their chains through franchising. Franchising was a source of new capital, allowing hotel companies to grow and achieve national recognition using the franchisee's financial investment in individual properties. Some franchisors, eager to demonstrate sustained growth and establish a national

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presence, employed questionable marketing tactics to sell new franchises. Salespeople were often compensated based on the number of franchises sold, so there was little incentive to discourage developers from investing in poor locations and overbuilt markets. Many lenders and hostelry developers were led to believe that a national franchise would guarantee a successful operation.

The combination of readily available financing and aggressive hotel chains eager to sell franchises resulted in overbuilding and development of many poorly located, undercapitalized hostelries managed by inexperienced owners. The bubble burst on the lodging industry when inflation caused construction costs and interest rates to escalate. The 1974 energy crisis drastically reduced travel, and the accompanying recession curtailed business trips, conferences, and conventions.

Operators of marginal properties quickly fell behind in their mortgage payments, and lenders were forced to foreclose. As lenders became hostelry owners, they either organized work-out departments headed by experienced hoteliers or engaged professional hotel management companies to assume operational responsibilities. Sales data indicate that lenders who were looking for quick sales to remove nonperforming hotel assets from their books had to lower their prices substantially to attract all-cash buyers. Lenders who were willing to hold on to foreclosed hotels and employ professional management to reposition and improve the properties' operation were generally able to recoup their original investments in three to five years, once the industry began to recover. However, even lenders who repositioned their hotels had to take back favorable purchase-money financing to sell the properties because money from other sources was not available.

History has shown that during economic downturns, hotel values generally do not fall in proportion to the properties' declining incomes. Sellers, and particularly lenders who take back hotels through foreclosure, are often unwilling to sell at substantially reduced prices. They are more likely to wait out the downward cycle and dispose of their assets when the market begins to rebound. Thus, appraisers can best reflect market behavior by projecting a facility's net income to a point of recovery and applying the proper discounted cash flow procedure over that time period.

The late 1970s was a period of relative calm for the lodging industry. Because most lenders were recovering from the financial wounds inflicted by

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the 1975 recession, they had little interest in making hotel mortgages. New construction was restrained, and primarily consisted of additions to existing properties and the development of some large, downtown hotels oriented toward the commercial and convention markets. The rebirth of center-city hostelries was a direct result of fuel shortages and the availability of government financing for inner-city redevelopment projects. Highway-oriented properties, on the other hand, were adversely affected by escalating gasoline prices and decreased automobile travel, and these lodging facilities lost some of their appeal among investors and hotel companies.

Decreased building activity, the normal retirement of older hostelries from the market, and an improving economy created a favorable supply and demand relationship and record-high occupancy levels from 1979 to 1980. Average room rates increased rapidly as operators took advantage of the excess demand to recoup earlier losses and keep up with inflation.

After the decline in hotel development during the late 1970s, the environment appeared suitable for a period of renewed expansion. However, the Federal Reserve tightened the money supply in the early 1980s, sending the prime interest rate up to double-digit levels. Most of the projects that were in the preliminary planning stages but lacked sensible financing were put on hold.

Fiscal policy and declining energy prices eventually reduced the national inflation rate. This caused a decline in hotel interest rates beginning in 1983, and suddenly massive amounts of capital were available for real estate investments. Hotel developers who had been out of the market since the mid-1970s rushed to initiate new projects. They were aided by several major real estate development incentives: high occupancies and escalating room rates, readily available debt and equity financing, and unique income tax benefits designed to stimulate the national economy out of a recession.

During the early 1980s, trends were generally favorable for new hotel development. Although the recession caused a decline in lodging demand, many markets showed relatively high occupancy levels. Room rates were usually able to keep up with inflation, and the travel industry was expected to boom as a result of a recovering economy. Franchise sellers signed up new prospects aggressively, using product segmentation to justify the saturation of a market with a common brand.

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Financing was readily available from the savings and loan industry. Following deregulation, these banks were permitted to lend on commercial real estate, such as hotels. Although savings and loans had experience in making loans on single-family homes, few had expertise with commercial properties, and fewer still with hotels. The result was almost identical to the real estate investment trust fiasco the decade before: loan underwriting and administration were inept and sometimes nonexistent, the number of loans made seemed more important than the quality of the real estate and the integrity of the borrower, and short-term funds were often used to finance long-term mortgages. In the early 1990s, the industry suffered the consequences of this lending spree: most major hotel markets became severely overbuilt and many savings and loans went out of business.

Another factor contributing to hotel development in the 1980s was the very favorable treatment provided by income tax regulations. By carefully structuring hotel syndications to take advantage of all available tax benefits, investors could virtually recoup their total cash outlay in the first year and reap additional benefits in the future regardless of the economic success of the underlying asset. Because there was little incentive to justify a transaction's economics (i.e., cash flow and reversionary benefits), a number of syndicators overpaid for hotel properties, took out usurious fees, and overloaded their hotels with debt.

A change in the tax law in the mid-1980s eliminated many of the benefits associated with hotels, but the overbuilding in most markets was either in progress or had already taken place. By the end of the 1980s, the abuses of the savings and loans had become apparent, but it was too late to reverse the overbuilding. Between 1985 and 1990, approximately 556,000 rooms were added to the U.S. hotel supply.

The national economy entered another recession in 1990, and this factor (coupled with overbuilding and the Persian Gulf War in 1991) caused the national hotel occupancy rate to bottom out at 60.9%. In some markets, hotel occupancies were as low as 35%. This supply and demand imbalance was almost identical to the situation in the 1970s that led to numerous hotel failures. As in the REIT days, the number of non-performing loans reached record levels, and lenders moved to a work-out mode of operation in order to foreclose and restructure their hotel investments. Many of the savings and loans were taken over by the government and their hotel assets were sold at auction.

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According to the American Council of Life Insurance, which represents major life insurance companies, the number of delinquent hotel loans and the number of hotel loans in foreclosure peaked in 1991. This trend is undergoing a reversal as the U.S. lodging industry begins to recover. Loan restructuring was an attractive alternative to foreclosure during this period, and the number of loans in good standing with restructured terms almost doubled.

By 1993, new hotel construction had declined significantly. Lenders, trying to get out from under problematic hotel portfolios, curtailed all real estate lending and would not even consider hotels. The tax benefits associated with lodging facilities had been reduced significantly, and passive investors left the hospitality market entirely.

The slowdown in the growth of supply had a beneficial impact on occupancy levels, which started to recover in 1992. Improved occupancies are expected to continue through the late 1990s as increases in lodging demand outpace growth in supply.

Beginning in 1991, many lenders and the Resolution Trust Corporation (RTC) sold their oldest and least desirable hotels at liquidation prices. Because virtually no third-party financing was available, most lenders were forced to take back purchase-money mortgages at favorable terms in order to sell these properties without suffering massive write-downs. The newer and more desirable hotels were not put on the market, because their lenders/owners were waiting for values to recover. This course of action significantly reduced the number of transactions involving good-quality lodging facilities. The following table shows the volume of hotel transactions exceeding $10,000,000 between 1990 and 1995.

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Table 5-1 Summary of Major Hotel Transactions
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Year                        1990       1991     1992     1993     1994     1995
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Number of Transactions       130         54       67       52       92      104
Number of Rooms           40,543     16,427   25,187   19,935   33,503   36,951
Average Price Per Room  $136,000    $91,000  $85,000  $79,000  $80,000  $83,000

                            Source: HVS International

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In 1991, there were only 54 major hotel sales recorded. This number increased to 67 in 1992 and declined to 52 in 1993, then rose dramatically in

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1994 and 1995. During the low-volume years, many sellers remained on the sidelines waiting for values to increase before placing their properties on the market. The jump in 1994 is attributable to a number of factors, including the greater availability of mortgage funds, a return of institutional investors to the market, and a resurgence of investor interest in lodging facilities.

The profile of typical hotel buyers has changed somewhat. During the mid-1980s, when tax-driven syndication's were popular, many hotels were purchased by passive investors who hired management companies to operate their properties. These owners had little involvement in day-to-day management decisions, which occasionally led to poor management and financial losses. Today, most buyers of major hotels are owner-operators who bring with them both the acquisition funds (usually from a joint venture partner) and management expertise. We also note that real estate investment trusts (REITs) and public hotel companies (C-Corps) are actively acquiring hotels using funds from public equity stock offerings.

The supply of new hotel rooms is expected to increase slowly during the next several years. Lenders are beginning to return to the market, and are making some hotel loans based on conservative criteria. Initially, mortgage funds were available mainly to the budget and economy lodging sectors, for the purpose of refinancing existing properties or assisting buyers in acquisitions. Now, a number of lenders are willing to finance new construction for these small, low-end properties. Although financing is also becoming available for the acquisition of large, full-service hotels, very little has been allocated for new construction. At present, active hotel lenders are not necessarily traditional banks and insurance companies, but may include credit companies and Wall Street securities firms.

A number of hotel owners and developers are now constructing budget and economy hotels; a few are planning more upscale, full-service properties. Most lenders are taking a conservative approach to new hotel loans, which should limit new development to those projects that demonstrate true economic feasibility. As a result, severe short-term overbuilding is unlikely.

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Room Rates

The supply and demand relationship has a direct impact on hotel occupancies and an indirect influence on room rate growth. Between 1978 and 1995, hotel room rates increased at an average annual compounded rate of almost 6%. Significant rate growth was recorded during the late 1970s and early 1980s as a result of strong occupancies (70%'s) coupled with a high monetary inflation rate (14%). In recent years, room rate growth slowed as a result of low occupancies and a drop in inflation.

Hotel room rates generally increase faster than the Consumer Price Index (CPI) when occupancies are strong or moving upward. When occupancies are low or declining, room rate growth tends to lag behind the CPI; in some cases, rates may remain flat or actually drop. The following table compares the historical and projected annual increase in hotel room rates in the United States to the change in the national CPI.

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Table 5-2 Percent Change in Average Room Rates Versus CPI - U.S. Hotels
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                                       Consumer Price
                    Hotel Room Rate        Index               Hotel
        Year        Percent Change     Percent Change        Occupancy
        --------------------------------------------------------------

        1973              4.2%                6.2%             70.2%
        1974              7.6                11.0              64.0
        1975              7.3                 9.1              63.7
        1976              8.2                 5.7              65.8
        1977              8.1                 6.5              67.3
        1978             14.0                 7.7              69.2
        1979             17.0                11.3              71.9
        1980             15.2                13.5              70.6
        1981             10.0                10.3              67.9
        1982              6.5                 6.2              66.7
        1983              5.1                 3.2              64.4
        1984              6.9                 4.3              64.0
        1985              4.6                 3.6              63.1
        1986              3.2                 1.9              62.5
        1987              3.6                 3.6              61.9
        1988              3.6                 4.1              62.3
        1989              3.5                 4.8              63.2
        1990              3.0                 5.4              62.4
        1991              0.6                 4.2              60.9
        1992              1.4                 3.0              62.1
        1993              2.8                 3.0              63.1
        1994              5.2                 2.6              64.7
        1995              4.8                 2.8              65.5
        1996              5.0                 3.0              66.0
        1997              5.5                 3.5              67.0
        1998              6.0                 4.0              68.0
        1999*             5.5                 4.0              68.0

Sources: Smith Travel Research & HVS International *Projected

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This table shows two periods when hotel room rate growth failed to keep pace with the CPI. From 1973 to 1975, the hotel industry was suffering from overbuilding related to real estate investment trusts, a recession, and a downturn in travel caused by the oil embargo. The second period of slow room rate growth occurred between 1988 and 1993, when the industry was again affected by overbuilding and a weak economy. The table illustrates that during periods of prosperity, room rates are a good hedge against inflation; this was true even when the CPI increased at double-digit levels.

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The projections indicate a strong recovery of room rates as the relationship between supply and demand becomes more favorable. Growth is expected to peak in 1998 at 6%, which is significantly higher than the projected gain in the CPI. This may appear high, but a similar trend occurred in 1978, when room rates rose 14.0% and the CPI increased by only 7.7%.

Hotels are unique because their room rates can be adjusted at any time. Unlike office space, where rents are typically negotiated for a five-year period, hotel operators are free to base rates on occupancy trends. Using sophisticated yield management programs, modern lodging facilities can ride the demand curve and maximize room rates whenever the market permits. As a result, hotels generally offer significant upside potential during periods of economic prosperity.

If lodging facilities can increase room rates faster than the CPI and still maintain occupancies, bottom-line profits usually escalate. If they can raise room rates and occupancy at the same time, profits will grow significantly. The opposite occurs when room rates fail to keep pace with inflation. Because market value is basically a multiple of bottom-line profits, changes caused by fluctuations in occupancy and average rate have a direct impact on value.

Rooms Revenue per Available Room (RevPAR)

The ability of a hotel to maximize its occupancy and room rate is measured in terms of rooms revenue per available room (RevPAR), which is the product of occupancy and average rate. Between 1978 and 1995, RevPAR in the U.S. lodging industry increased at an average annual compounded rate of approximately 5%. As in the case of average rate, most of the increase occurred during the late 1970s, when occupancies escalated rapidly. The only decline in RevPAR occurred in 1991.

Trends in Hotel Sales

HVS International constantly monitors hotel markets in order to collect information on sales of lodging facilities. This comprehensive database is known as the Hospitality Market Data Exchange (HMDE). The HMDE includes more than 90% of all hotel sales that took place during this period.

The HMDE data shows that the number of transactions peaked at 726 in 1986. This strong activity is largely attributable to pending changes in the tax laws, which made it less favorable to own hotels. It is also possible that forward-thinking investors noted the substantial overbuilding and declining economy and decided to bail out at that time. In 1987 and 1990, the

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average sales price per room peaked at $75,000. This was more than twice the 1981 average of $36,000.

Following the 1990 peak, hotel prices fell rapidly as occupancies and profits were eroded by the massive number of hotel rooms entering the market. By 1991, the year of the Persian Gulf War, sales prices had fallen to $38,000 per room. Even the highest price per room declined from the record $1,195,652 (for the sale of the Bel Aire Hotel) to $251,816 in 1992. The market hit bottom in 1993 when the average sales price dropped to $36,000 per room. Prices recovered rapidly in 1994 and 1995 as investors became interested in hotels again and more full-service properties were put on the market. In 1995, the average sales price was $61,000 per room.

The figures presented in the HMDE represent actual sales prices; no attempt was made to adjust for factors such as favorable or unfavorable financing, forced or liquidation sales, bankruptcy sales, foreclosures, and so forth. As a result, the average price per room does not necessarily reflect market value, which assumes a willing buyer and a willing seller. Many of the transactions that took place during the early 1990s involved unwilling sellers - usually lenders who were forced to liquidate hotel portfolios quickly at prices that were below market levels. Most hotel experts agree that a recovery is underway, and they recommend that owners hold their properties until more favorable conditions prevail.

Trends in Hotel Values

A more meaningful indicator of trends in hotel value is the Hotel Valuation Index (HVI), developed by HVS International. This index tracks changes in hotel values in 23 major markets and the nation as a whole. It is developed through an income approach, using market area data provided by Smith Travel Research and operational and capitalization rate information from HVS International, and is indexed to the 1986 U.S.A. value (1.0000). The following table sets forth the HVI from 1986 to 1995.

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Table 5-3 Hotel Valuation Index per Room
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                            Valuation Index Per Room
                            ------------------------

                    1986       1987        1988        1989     1990      1991      1992      1993       1994      1995
                 -------------------------------------------------------------------------------------------------------
Honolulu           3.3571     4.0357      4.6964     5.2857    5.3214    4.7857    4.9286    4.2857     4.3929    5.6071
New Orleans        1.5357     1.7500      2.2857     2.3929    2.5000    2.6071    3.2857    3.2500     3.8929    4.4286
New York           3.5714     4.1071      4.6429     4.5357    3.9286    3.0357    2.5714    2.5714     3.1429    4.1071
San Francisco      2.5000     3.0893      3.2500     3.0714    2.9286    2.5714    2.5714    2.9643     3.2143    4.0000
Phoenix            1.2143     1.0714      1.1786     1.5357    1.4286    1.2500    1.5000    1.9643     2.3571    3.2143
San Diego          2.8571     2.3571      2.5714     2.6786    2.3929    2.5357    2.5357    2.2143     2.3571    3.0357
Miami              1.4286     1.6071      1.7321     2.1429    2.1786    2.2500    2.5714    2.7857     2.3214    2.9286
Washington, DC     2.1786     2.1786      2.4464     2.6071    2.2500    1.8571    2.0357    2.5000     2.3929    2.8929
Atlanta            1.0714     1.0179      1.0536     1.0357    1.1429    1.1250    1.2857    1.7857     2.1429    2.6786
Minneapolis        0.7321     0.6964      0.7143     0.7143    0.7857    1.0000    1.2857    1.5714     1.8214    2.1786
Chicago            1.4643     1.5000      1.5714     1.5000    1.4286    1.2143    1.2500    1.5000     1.8571    2.1786
Boston             2.3571     2.7143      2.6071     2.1429    1.8214    1.2500    1.3036    1.3214     1.6071    2.1071
Fort Lauderdale    1.4643     1.2679      1.3214     1.4286    1.4821    1.3571    1.7143    1.8929     1.6071    1.9286
Orlando            1.5000     1.6429      1.9286     2.5000    2.5357    1.8929    2.0714    1.7857     1.6071    1.8929
Denver             0.5357     0.4464      0.4643     0.4821    0.7857    0.9268    1.0357    1.3214     1.5000    1.8571
Dallas             0.5536     0.6250      0.6607     0.7321    0.7857    0.7143    0.9643    1.0357     1.3214    1.7143
USA                1.0000     0.9464      1.0536     1.1250    1.0714    0.9214    0.9929    1.1429     1.3214    1.6071
Los Angeles        2.1071     2.2857      2.3929     2.4643    2.1786    1.5714    1.0714    0.9643     1.1964    1.5000
Tampa              0.8393     0.7679      0.8571     1.1429    1.2857    1.0357    1.0714    1.0357     1.1071    1.3214
Anaheim            1.7679     1.7321      1.7500     1.8571    1.6071    1.2857    0.9642    0.9464     0.8393    1.2500
Houston            0.3571     0.4286      0.6964     0.7857    1.1071    1.1607    1.1429    1.0357     1.0000    1.1786
Philadelphia       1.4643     1.5357      1.4286     1.3214    1.0714    0.6786    0.5714    0.6071     0.7500    1.0714
Norfolk            1.1786     1.0536      0.9286     0.7857    0.6429    0.5357    0.6071    0.6429     0.7500    0.9643
Riverside          0.9643     1.2143      1.5714     1.7143    1.4643    1.2500    0.7857    0.5357     0.4286    0.5357


                                                             Source: HVS International
-------------------------------------------------------------------------------------------------------------------------

The HVI can be used to show the value change in a particular market over time or to show the relative difference in hotel values in various cities. The following table shows the annual change in hotel values in 23 major markets and the United States as a whole.

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Table 5-4 Percent Change in the Hotel Valuation Index
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                              Annual Percent Change
                              ---------------------

                   '86-87   '87-88  '88-'89   '89-'90  '90-'91  '91-'92  '92-'93   93-'94  '94-'95  '86-'95
                   ----------------------------------------------------------------------------------------
Honolulu             20%      16%      13%        1%     -10%       3%     -13%        3%      28%      67%
New Orleans          14       31        5         4        4       26       -1        20       14      188
New York             15       13       -2       -13      -23      -15        0        22       31       15
San Francisco        24        5       -5        -5      -12        0       15         8       24       60
Phoenix             -12       10       30        -7      -13       20       31        20       36      165
San Diego           -18        9        4       -11        6        0      -13         6       29        6
Miami                12        8       24         2        3       14        8       -17       26      105
Washington, DC        0       12        7       -14      -17       10       23        -4       21       33
Atlanta              -5        4       -2        10       -2       14       39        20       25      150
Minneapolis          -5        3        0        10       27       29       22        16       20      198
Chicago               2        5       -5        -5      -15        3       20        24       17       49
Boston               15       -4      -18       -15      -31        4        1        22       31      -11
Fort Lauderdale     -13        4        8         4       -8       26       10       -15       20       32
Orlando              10       17       30         1      -25        9      -14       -10       18       26
Denver              -17        4        4        63       18       12       28        14       24      247
Dallas               13        6       11         7       -9       35        7        28       30      210
USA                  -5       11        7        -5      -14        8       15        16       22       61
Los Angeles           8        5        3       -12      -28      -32      -10        24       25      -29
Tampa                -9       12       33        12      -19        3       -3         7       19       57
Anaheim              -2        1        6       -13      -20      -25       -2       -11       49      -29
Houston              20       62       13        41        5       -2       -9        -3       18      230
Philadelphia          5       -7       -8       -19      -37      -16        6        24       43      -27
Norfolk             -11      -12      -15       -18      -17       13        6        17       29      -18
Riverside            26       29        9       -15      -15      -37      -32       -20       25      -44

                                                             Source: HVS International
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On a national basis, hotel values rose in 1988 and 1989, then declined in 1990 and dropped by 14% in 1991. A turnaround commenced in 1992, when values increased by 8%; still greater increases of 15% in 1993, 16% in 1994, and 22% in 1995 signaled that a recovery was well underway. In the case of the individual cities, it is obvious that the movement in national hotel values has been offset somewhat by trends in local markets. Between 1986 and 1995, Riverside hotels lost more than 40% of their value, while San Francisco showed a 60% increase. Anaheim, Los Angeles, and Philadelphia also suffered significant drops.

Future Trends

Most hotel owners, operators and lenders agree that the U.S. lodging industry has emerged from one of the worst periods since the Depression of 1929. Today, there are many indications that signal a strong recovery is underway, and most hotels have experienced a dramatic rise in profitability. Conversely, the hotel industry remains cyclical, and there are long-term trends and risk factors that could have an unfavorable impact on the operating results and investment potential of lodging facilities. The following

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list summarizes the positive and negative factors that are likely to influence the U.S. lodging industry in coming years.

o No significant amount of new hotel development is likely to occur during the next three to five years. Lenders stopped financing new hotels in the early 1990s because of the high rate of loan defaults, and they are only now starting to make construction loans. Although mortgage funds are available to refinance existing properties and construction loans are being made for economy hotels, mortgages for new hotels in the mid-rate, first-class, and luxury categories are still difficult to secure. This lack of financing is major barrier to entry, and will prevent a number of proposed projects from moving forward. With only a slow increase in supply, hotel occupancies should rebound as fast as the growth in demand permits.

o An additional barrier to entry is the current discrepancy between market values and replacement costs for first-class and luxury hotels. In today's market, many upscale hotels are still selling for prices that are below what it would cost to develop a comparable hotel. As a result, there is little justification for building a new hotel when a similar, existing facility is available for sale at some fraction of the cost. Until the gap between market value and replacement cost narrows, there will be minimal new hotel construction in the upper-tier segments. The market values and replacement costs of budget and economy hotels have been in equilibrium for several years which is another reason why new development is proceeding in these segments.

o The U.S. economy continues to improve, which suggests that more people are traveling. Many people curtailed their travel plans during the recent recession, and there is likely to be pent-up demand that will be released as consumer confidence escalates.

o Minimal additions to the hotel supply coupled with growth in demand should result in further improvement in occupancies during the next several years.

o As shown by the historical data, hotel room rates rise rapidly as occupancies escalate. The most frequent complaint that owners and operators had during the recent recession was their inability to achieve average rate gains. Starting in 1994, gains in hotel room rates returned to levels in excess of inflation, foreshadowing enhanced profitability. In real dollars, hotel room rates are expected to return to 1988 levels by 1998. This

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      is a good indication that hotel values will return to record levels in the next two to four years.

o The low cost of capital is another factor that tends to enhance value. Because capitalization rates are tied directly to the price of capital, the lower the cost, the lower the cap rate and the higher the value. The cost of hotel debt capital averaged 10.5% in 1990. Today, similar financing is available at 8.5% to 9.5%. Recent hotel sales support the downward trend in capitalization rates.

o Government regulations are becoming increasingly expensive for the U.S. hotel industry. A national health care policy could force small operators to provide better benefits for many more employees, particularly the part-time workers who are used extensively by hotels and restaurants. Environmental laws are becoming stricter and will require hotels to implement recycling, reuse, and conservation procedures. Congress has limited deductions for meals and entertainment expenses, which increases the cost of doing business in hotels and restaurants. Local municipalities use hotel rooms taxes as a source of revenue for general use, and the hotel rooms tax is so high in some areas that it has driven away demand. This is particularly true with respect to meetings and conventions, which can be held in cities that tax accommodations at a lower rate.

o Improved technology is rapidly changing the way business is conducted. During the next decade, advances such as video communication, enhanced data transfer, and faster transportation are expected to limit the need for face-to-face meetings and shorten the time that executives are away from their offices. Commercial hotels are bound to be influenced by this trend.

Conclusion

Interest in hotel acquisition has increased significantly during the past several years. Buyers have concluded that future earnings trends are likely to be favorable, and the risks posed by overbuilding or an economic downturn are small. Some sellers are holding their properties until prices reach a higher level. Consequently, we believe there is pent-up desire to sell once prices begin to approach levels that allow the existing (or restructured) debt to be paid off.

The fact that numerous buyers are chasing very few acquisition opportunities has had a favorable impact on recent sales prices. For buyers to be successful in this highly competitive market, their projected operating results

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must take into account at least a portion of any upside created from improved performance, particularly if the improvement can be readily achieved through management efficiencies. Capitalization rates based on historical operating income have fallen during the past several years. Hotel buyers in today's market must be aggressive in all of their acquisition assumptions. As a result, hotel values in some parts of the country are approaching the levels registered during the mid-1980s, and a full recovery is expected to occur in the next two to four years.

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6.    Lodging Market Supply and Demand Analysis

MARKET FOR TRANSIENT ACCOMMODATIONS

The market for transient accommodations is an all-encompassing term referring to the many types of travelers who use lodging facilities in a given area. These travelers represent the market's accommodated room night demand. This section will begin with an analysis of historical demand trends to determine what changes have occurred; the historical number of competitive hotel rooms will then be estimated to evaluate local supply trends. Areawide occupancy levels can be calculated based on the number of hotel rooms available in the market and the demand for lodging accommodations. The total hotel room night demand will be divided into individual market segments to allow us to forecast growth rates based on the economic and demographic data set forth earlier in this report.

Historical Supply and Demand Data

Smith Travel Research (STR) has compiled historical supply and demand data for the subject property and its competitors. This information is presented in the following table, along with the marketwide occupancy, average rate, and rooms revenue per available room (RevPAR). RevPAR is calculated by multiplying occupancy by average rate, and provides an indication of how well rooms revenue is being maximized.

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Table 6-1 Historical Room Supply and Demand Trends (STR)
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                            1989        1990        1991       1992       1993       1994       1995
-----------------------------------------------------------------------------------------------------
Number of Rooms            1,537       1,855       1,884      1,884      1,884      1,884      1,884
Annual Guestroom Supply  561,005     676,903     687,660    687,660    687,660    687,660    687,660
Percent Change                --       20.7%        1.6%        0.0%       0.0%       0.0%       0.0%

Room Night Demand        399,997     411,557     409,158    429,100    446,979    475,173    479,299
Percent Change                --        2.9%       (0.6)%       4.9%       4.2%       6.3%       0.9%

Occupancy                   71.3%      60.8%       59.5%       62.4%      65.0%      69.1%      69.7%
Percent Change                --      (14.7)%      (2.1)%       4.9%       4.2%       6.3%       0.9%

Average Rate              $81.07     $78.57      $71.27      $68.47     $67.25     $69.67     $74.60
Percent Change                --       (3.1)%      (9.3)%      (3.9)%     (1.8)%      3.6%       7.1%

RevPAR                    $57.80     $47.77      $42.41      $42.73     $43.71     $48.14     $52.00
Percent Change                --      (17.4)%     (11.2)%       0.8%       2.3%      10.1%       8.0%


                                   Year to Date
                         -----------------------------  Average Annual       Average Annual
                                                       Compounded Growth    Compounded Growth
                               1995           1996        1989 - 1995          1992 - 1995
---------------------------------------------------------------------------------------------
Number of Rooms               1,884          1,884
Annual Guestroom Supply     457,812        459,696
Percent Change                   --            0.4%           3.5%                 0.0%

Room Night Demand           315,432        326,384
Percent Change                   --            3.5%           3.1%                 3.8%

Occupancy                      68.9%          71.0%
Percent Change                   --            3.0%          -0.4%                 3.8%

Average Rate                 $72.47         $80.73
Percent Change                   --           11.4%          -1.4%                 2.9%

RevPAR                       $49.93         $57.32
Percent Change                   --           14.8%          -1.7%                 6.8%

           The 347-room Crowne Plaza Hotel opened in February of 1990

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It is important to note some limitations of the STR data. Hotels are occasionally added to or removed from the sample, and not every property reports data in a consistent and timely manner; these factors can influence the overall quality of the information by skewing the results. These inconsistencies may also cause the STR data to differ from the results of our competitive survey. Nonetheless, we find that hotel buyers often rely on STR statistics, and thus they are considered relevant to this study.

As indicated in the preceding table, room supply in the market area has remained relatively stable in recent years. The only change to the room supply occurred in 1990, when the 347-room Crowne Plaza opened. Because the Crowne Plaza opened in February of 1990, an addition to the room supply of 318 rooms was reflected in 1990, while the total 347 rooms was reflected in 1991. These additions equated to increases in room supply of 20.7% and 1.6% in 1990 and 1991, respectively.

With the exception of 1991, room night demand has shown increases in each year since 1989. The 0.6% decrease in room demand in 1991 can be attributed to the nationwide recession that occurred in that year as well as the Persian Gulf War, both of which adversely affected travel. The market recovered in 1992, when demand climbed by 4.9%, and continued to show growth in 1993 and 1994, when demand increased by 4.2% and 6.3%, respectively. Although growth in demand slowed to 0.9% in 1995, year-to-date data through August, 1996 indicates an increase in demand of 3.0%. Between 1989 and 1995, room night demand increased by an average annual compounded rate of 3.1%.

Although growth in demand has resulted in corresponding growth in occupancy since 1992 (as a result of stable room supply), demand and supply dynamics adversely impacted occupancy in 1990 and 1991. When the Crowne Plaza Hotel opened in 1990, demand did not grow sufficiently to absorb the expansion in room supply. As supply increased by 20.7%, demand only grew by 2.9%, resulting in a severe decline in market occupancy of 14.7%. In 1991, occupancy decreased by 2.1% due to an 1.6% increase in room supply and a 0.6% decrease in room night demand. Despite growth in demand in 1990 and in each year since 1992, the market has not yet fully absorbed the addition of the Crowne Plaza Hotel, as indicated by the 1995 market occupancy of 69.7%, which lags behind the 1989 occupancy level of 71.3%. The overall drop in occupancy from 71.3% in 1989 to 69.7% in 1995 represents an average annual compounded decline of 0.4%. With year-to-

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date 1996 data indicating a 3.0% increase in demand, occupancy appears to be climbing near the 1989 occupancy level.

In response to the opening of the Crowne Plaza and the resulting decline in occupancy, as well as the recession that occurred in 1991, hotels in the market lowered rates in an effort to gain a competitive advantage and thus boost occupancy. Average rate in the market declined in each year between 1990 and 1993, with the greatest decrease occurring in 1991, when average rate decreased by 9.3%. As occupancy neared the 70% level in 1994 and 1995, average rate increased by 3.6% and 7.1%, respectively. Year-to-date data indicates an 11.4% average rate increase over the same period in 1995. Overall, average rate in the market declined at an average annual compounded rate of 1.4% from 1989 to 1995.

Our analysis of STR indicates that while the market suffered a severe downturn in the early 1990s - as a result of a dilution of demand from increased supply, the national recession, and the Gulf Crisis - the area lodging market has nearly recovered to 1989 levels. Room demand and occupancy demonstrated fairly strong growth between 1992 and 1995, with both increasing at an average annual compounded rate of 3.8%. Growth in average rate has followed demand and occupancy growth. While average rate increased at an average annual compounded rate of 2.9% from 1992 to 1995, the strongest growth has occurred since 1995, with average rate increasing 7.1% in 1995 and 11.4% for year-to-date August, 1996.

Demand Analysis Using Market Segmentation

For the purpose of demand analysis, the overall market is divided into individual segments based on the nature of travel. Although a market may have various segments, the three primary classifications occurring in most areas are commercial, meeting and group, and leisure.

Market segmentation is a useful procedure because individual classifications often exhibit unique characteristics in terms of growth potential, seasonality of demand, average length of stay, double occupancy, facility requirements, price sensitivity, and so forth. By quantifying the room night demand by market segment and analyzing the characteristics of each segment, the overall demand for transient accommodations can be projected. Lodging demand in the Woburn area is generated primarily by the following three market segments.

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      Segment 1        Commercial
      Segment 2        Meeting and Group
      Segment 3        Leisure

Based on our fieldwork, area analysis, and knowledge of the local lodging market, we estimate the 1996 distribution of accommodated hotel room night demand as follows.

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Table 6-2 1996 Accommodated Room Night Demand
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                               1996 Annual Room Night Demand (Rounded)
                     -----------------------------------------------------------
                                    Percentage                        Percentage
Market Segment       Market Wide     of Total     Subject Property     of Total
--------------------------------------------------------------------------------

Commercial             285,000         69%             22,000              50%
Meeting and Group       58,000         14              15,000              35
Leisure                 71,000         17               7,000              15

                     ---------     ------           ---------          ------
  Total                414,000        100%             44,000             100%

--------------------------------------------------------------------------------

Commercial demand predominates in the local lodging market, accounting for approximately 69% of the 1996 room night demand. Leisure demand follows the commercial segment with a 17% share of room night demand, while meeting and group demand contributes a relatively strong 14% of the estimated 1996 total.

The subject property's demand segmentation differs from that of the market in the commercial and meeting and group segments. Approximately 50% of the Ramada Plaza Hotel's occupancy is derived from the commercial segment, roughly 19% below the market's commercial segmentation. This lower amount of commercial demand is offset by demand generated from the meeting and group segment, which comprises 35% of the subject property's demand, a figure substantially higher than the market's share. This can be attributed to the subject property's strong participation in the tour and travel group demand, which comprises approximately 28% of its room night demand. However, because negotiated room rates for tour groups tend to be significantly lower than the rates the hotel obtains from other types of travelers, such as business travelers, too much reliance on this segment can adversely impact the hotel's average rate. The remainder of the Ramada's demand is derived from the leisure segment, which comprises roughly 15% of the subject property's demand.

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Using the distribution of accommodated hotel demand as a starting point, we will analyze the characteristics of each market segment in an effort to determine future trends in room night demand.

Commercial Segment

The commercial segment consists of individual businesspeople who are visiting various firms in the subject property's market. Commercial demand is strongest Monday through Thursday nights, declines significantly on Friday and Saturday, and increases somewhat on Sunday. The typical length of stay ranges from one to three days, and the rate of double occupancy is a low 1.2 to 1.3 people per room. Commercial demand is relatively constant throughout the year, although some declines are noticeable in late December and during other holiday periods.

In general, commercial travelers are not overly rate-sensitive, and will make use of a hotel's food and beverage outlets and recreational facilities. The commercial segment represents a highly desirable and lucrative market that provides a consistent level of demand at relatively high room rates.

Commercial demand in the subject property's market is generated by a wide variety of corporations, with the computer industry and other high-technology employers exhibiting some dominance. Many of the companies are located in the business parks situated along the Interstate 95 corridor and in the vicinity of the I-93/I-95 interchange. Firms that generate lodging demand in the area include Sybase, IBM, USA Today, AW Chesterton, Hewlett Packard, Lahey Hitchcock Clinic, McDonnell Douglas, and Motorola. The subject property is located in close proximity to Cummings and Unicorn business parks, which provide a strong commercial demand base. Also providing demand is Hanscom Air Force Base, which has increased its work force by roughly 300 people in recent years as a result of personnel transfers from closed federal bases. As previously noted, the area has suffered from the effects of defense cutbacks and the nationwide recession, which curtailed commercial activity in the area in the early 1990s. However, indications of a full economic recovery are evident with the proposed IndustryPlex business park development on Commerce Way and the low commercial vacancy rates in Woburn as indicated by city planning officials.

Based on the economic and demographic data presented earlier in the Market Area Analysis section, we estimate that commercial hotel demand in the Woburn market rose at rates ranging from 5% to 6% annually during the early 1980s, followed by a period of decline as a result of the dramatic downturns which affected the high-tech industries in the region. In

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conjunction with the recovery from the national recession of the early 1990s and slower growth in the local economy, commercial demand in the recent past has increased more moderately. As the national and international economy continue to improve and prominent local businesses increase their production and employment levels, commercial hotel demand is expected to grow steadily. Smith Travel Research estimates that total hotel demand in the competitive market rose by an average annual compounded rate of 3.8% between 1992 and 1995. We project that commercial demand (which comprises approximately 69% of the total market) will increase by 3% in 1997. Thereafter, we project continued commercial demand growth of 3% during 1998 and 1999 before stabilizing at 2% annually in subsequent years.

Meeting and Group Segment

The meeting and group market includes meetings, seminars, conventions, trade association shows, and similar gatherings of ten or more people. Peak convention demand typically occurs in the spring and fall. Because of vacations, the summer months represent the slowest period for this market segment; winter demand varies. The average length of stay for typical meetings and groups ranges from three to five days. Most commercial groups meet during the weekday period of Monday through Thursday, but associations and social groups will sometimes gather on weekends. Commercial groups tend to have a low double occupancy of 1.3 to 1.5 people per room, while social groups are likely to have double occupancy rates ranging from 1.5 to 1.9.

Meeting and group demand in Woburn is generated primarily by local businesses and includes functions such as training sessions, product announcements, meetings, and seminars. Most of these meetings are small, and range from 15 to 20 persons. Non-commercial groups such as civic associations and professional societies are a secondary source of meeting and group demand. These types of meetings often range from 75 to 250 persons. Most of the meetings and group functions in Woburn are held at local hotels. Because the subject property offers only +/-5,330 square feet of meeting space, participation in this segment is inherently limited. However, as mentioned earlier, the subject property does achieve a significant amount of non-business related group demand from tour groups visiting the Boston area.

Meeting and group patronage can be quite profitable for hotels. Although room rates are discounted for large groups, the property benefits from the use of meeting space and the revenues generated by in-house banquets and

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cocktail receptions. Facilities that are necessary to attract meetings and groups include function areas with adequate space for breakout, meals, and receptions; recreational amenities; and a sufficient number of guestrooms to house the attendees.

Future meeting and group demand is closely related to growth in the commercial segment. Because most meetings have either a direct or an indirect business purpose, the economic considerations that have an impact on commercial travel also affect meeting and group demand. The exception is non-commercial meetings, which are tied to the economic factors that influence leisure travel. It should be noted that meetings and similar events are booked in advance, and thus growth in this segment tends to lag slightly behind increases in commercial demand.

Historically, meeting and group demand in the Woburn area is estimated to have increased at a rate slower than the overall average annual compounded rate of 3.8% achieved by the market. In light of this information and the relevant economic and demographic trends, we estimate that meeting and group demand in the subject property's market area will increase by a stable rate of 2% annually.

Leisure Segment

The leisure market segment consists of individuals and families who are spending time in the area or passing through en route to other destinations. Their travel purposes may include sightseeing, recreation, visiting friends and relatives, or numerous other non-business activities. Leisure demand is strongest Friday and Saturday nights and all week during holiday periods and the summer months. These peak periods are negatively correlated with commercial visitation, underscoring the stabilizing effect of capturing weekend and summer tourist travel. The typical length of stay ranges from one to four days, depending on the destination and travel purpose, and the rate of double occupancy generally ranges from 1.8 to 2.5 people per room.

Leisure travelers tend to be the most price-sensitive segment in the lodging market. They often prefer low-rise accommodations where parking is convenient to the rooms, and they typically demand extensive recreational facilities and amenities. Ease of highway access and proximity to tourist attractions are important locational considerations. Leisure demand in the subject property's market is generated by travelers who stay in Woburn to visit local attractions or by travelers who are visiting Boston but select lodging accommodations in Woburn. These travelers are generally drawn to the Woburn market area by its proximity and ease of access to the many tourist

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attractions in the Boston area, together with the availability of significantly lower rates than those charged by hotels in the city itself.

Future leisure demand is related to the overall economic health of the nation. Trends showing changes in state and regional unemployment and disposable personal income often have a strong impact on non-commercial visitation. Traffic counts on nearby highways and attendance at local attractions can also form a basis for projections.

Although Middlesex County residents enjoy considerable disposable income, there are few leisure attractions in the subject property's immediate neighborhood. In addition, the ongoing construction at Logan Airport and on Boston's highways is anticipated to create traffic congestion and cause travel inconveniences; therefore, we do not anticipate significant growth in this segment. In light of these factors and the overall commercial orientation of the area, we estimate that future leisure demand will increase at a rate of 1% throughout the projection period.

Conclusion

The purpose of segmenting the lodging market is to define each major type of demand, identify customer characteristics, and estimate future growth trends. Starting with an analysis of the local area, three segments were defined as representing the subject property's lodging market. Various types of economic and demographic data were then evaluated to determine their propensity to reflect changes in hotel demand. Based on this procedure, we forecast the following average annual compounded market segment growth rates.

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Table 6-3 Average Annual Compounded Market Segment Growth Rates
--------------------------------------------------------------------------------

                                           Annual Compounded Growth Rate
                                    --------------------------------------------
                                    1997    1998    1999    2000    2001    2002
--------------------------------------------------------------------------------

Commercial                          3.0%    3.0%    3.0%    2.0%    2.0%    2.0%
Meeting and Group                   2.0     2.0     2.0     2.0     2.0     2.0
Leisure                             1.0     1.0     1.0     1.0     1.0     1.0

   Annual Average Growth            2.5%    2.5%    2.5%    1.8%    1.8%    1.8%

--------------------------------------------------------------------------------

These growth rates will be used in subsequent sections of this study to forecast changes in lodging demand.

COMPETITION

An integral component of the supply and demand relationship that has a direct impact on the availability of lodging demand is the current and anticipated supply of competitive lodging facilities. The suburban region of the greater Boston metropolitan area is served by a wide array of lodging facilities. In general, these hotel are situated near or within the larger concentration of office space and/or along the major highways which serve the region. The subject property is located along Interstate 95, less than two miles west of Interstate
93. In this location, the subject Ramada competes with other hotels situated along Interstates 95 and 93 for demand generated by the businesses located along these corridors.

We have identified seven properties that are considered primarily competitive with the Ramada Plaza Hotel. Including the subject property, these primary competitors total 1,281 rooms. Two additional lodging facilities are judged to be only secondarily competitive; although the facilities, rate structures, or market orientations of these hotels prevent their inclusion among the primarily competitive supply, they do compete with the subject property to some extent. The room count of each secondary competitor has been weighted to reflect the degree to which it competes with the Ramada Plaza Hotel; the aggregate weighted room count of the secondary competitors is 300 rooms.

Primary Competitors

The following table summarizes the important operating characteristics of the primary competitors and the aggregate secondary competitors. This information was compiled from personal interviews, inspections, lodging directories, and our in-house library of operating data. The table also sets forth each property's penetration factors; penetration is the ratio between a

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specific hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, the property is performing better than the market as a whole; conversely, if the penetration is less than 100%, the hotel is performing at a level below the marketwide average.

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Table 6-4 Primary Competitors and Aggregate Secondary Competitors
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                                                                                Estimated 1996
                                                                             Market Segmentation               Estimated 1995
                                                                          ------------------------  --------------------------------
                               Number      Year    Meeting        Meeting         Meeting                         Average
Property/Location             of Rooms    Opened    Space       Space/Room Comm.  & Group Leisure    Occupancy     Rate      Rev PAR
------------------------------------------------------------------------------------------------------------------------------------
Subject Property
  15 Middlesex Canal Park       196        1974       5,330          27     50%     35%     15%        59.5%      $51.45      $30.61
Crowne Plaza Hotel
  2 Forbes Road                 345        1990       9,300          27     70      15      15         63.0        84.00       52.92
Courtyard by Marriott
  240 Mishawum Road             120        1986     Minimal         N/A     80       5      15         83.0        85.00       70.55
Comfort Inn
  315 Mishawum Road             100        1975     Minimal         N/A     70       5      25         68.0        56.00       38.08
Red Roof Inn
  19 Commerce Way               159        1974     Minimal         N/A     75       5      20         73.0        55.00       40.15
Suisse Chalet
  285 Mishawum Road             129        1984     Minimal         N/A     70      10      20         60.0        50.00       30.00
Howard Johnson Woburn
  1 Mack Road                   100        1972       4,431          44     58      10      32         69.0        59.00       40.71
Howard Johnson Burlington
  98 Middlesex Turnpike         132        1968     Minimal         N/A     75       5      20         69.0        69.00       47.61
------------------------------------------------------------------------------------------------------------------------------------

Sub-Totals and Averages       1,281          --          --          --     69%     13%     19%        66.8%      $66.82      $44.61

Secondary Competition           300          --          --          --     70%     19%     11%        75.0%      $97.33      $73.00

Totals/Averages               1,581          --          --          --     69%     14%     17%        68.2%      $73.14      $49.91

------------------------------------------------------------------------------------------------------------------------------------


                                                       Estimated 1996
                                --------------------------------------------------------------
                                               Average                Occupancy       Yield
Property/Location                 Occupancy     Rate      Rev PAR    Penetration   Penetration
----------------------------------------------------------------------------------------------
Subject Property
  15 Middlesex Canal Park           61.0%      $62.00      $37.82        85.0%        66.7%
Crowne Plaza Hotel
  2 Forbes Road                     73.0        90.00       65.70       101.7        115.9
Courtyard by Marriott
  240 Mishawum Road                 81.0        92.00       74.52       112.9        131.4
Comfort Inn
  315 Mishawum Road                 67.0        57.00       38.19        93.4         67.4
Red Roof Inn
  19 Commerce Way                   75.0        52.00       39.00       104.5         68.8
Suisse Chalet
  285 Mishawum Road                 63.0        51.00       32.13        87.8         56.7
Howard Johnson Woburn
  1 Mack Road                       74.0        65.00       48.10       103.1         84.8
Howard Johnson Burlington
  98 Middlesex Turnpike             69.0        75.00       51.75        96.1         91.3
----------------------------------------------------------------------------------------------

Sub-Totals and Averages             70.4%      $71.93      $50.61        98.0%        89.3%

Secondary Competition               78.0%     $106.27      $82.89       108.7%       146.2%

Totals/Averages                     71.8%      $79.00      $56.70       100.0%       100.0%

----------------------------------------------------------------------------------------------

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                               [GRAPHIC OMITTED]

                                COMPETITION MAP

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Our survey of the primarily competitive hotels in the Woburn market shows a representation of nationally recognized, franchised lodging chains. These properties range in size from 100 to 345 rooms and their ages range from 6 to 28 years old. The market demand has a commercial orientation; in 1996, this segment is estimated to contribute 69% of the overall occupancy. The leisure segment comprised 19% of the total, followed by the meeting and group segment (at 13%). In 1996, the primary competitors achieved an overall occupancy of 70.4% at an average rate of $71.93, yielding RevPAR of $50.61.

In terms of occupancy, average rate, and RevPAR, the subject property is underperforming in the market. The Ramada Plaza Hotel is achieving the lowest occupancy in the competitive set of hotels; and, as indicated by the 85% occupancy penetration, the hotel is not attaining its fair share of the market. The subject property's average rate ranks near the middle of the competitive set, as does its RevPAR, which is estimated to be $37.82 for 1996. This equates to a yield penetration of 66.7% as compared to the total market, including the secondary competitors. Excluding the secondary competitors, which are by far the strongest performers in the market, the subject property's 1995 yield penetration was 75.0%, which ranks fifth among the eight competitive properties.

The clear market leader is the Courtyard by Marriott, which boasts an occupancy penetration of 112.9 and a yield penetration of 131.4. The Courtyard's leading position in the market can be attributed to its strong brand name, well-maintained facilities, and ability to capture higher-end commercial demand. The Suisse Chalet is the poorest performer in the market; this property's low occupancy and average rate can be attributed to its less recognized brand name and its greater distance from an I-95 exit in comparison to its competitors.

Each primary competitor was inspected and evaluated. Descriptions of our findings are presented below.

Crowne Plaza Hotel Woburn

Owned and operated by Columbia Sussex Corp., the Crowne Plaza Hotel is located on the southwest quadrant of the intersection of Interstates 93 and 95, less than two miles east of the subject property. The Crowne Plaza Hotel is the newest hotel property in the market and features 345 guestrooms, a restaurant, two lounges, approximately 9,300 square feet of meeting and banquet space, an indoor pool and spa, and a fitness center. The property has undergone minor renovations in recent years, including the

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replacement of carpeting in the public areas and the upgrading of soft goods in the guestrooms.

Visibility of the hotel is fair from Interstate 93, and, because the property is situated along a side street somewhat distant from the interstate exits, access to the property is also fair. We estimate the Crowne Plaza Hotel's 1996 occupancy and average rate to be 73% and $90. The property's demand segmentation consists of 70% commercial demand, 15% meeting and group demand, and 15% leisure demand. Although the Crown Plaza Hotel offers superior amenities and a higher rate structure than the subject property, it is considered directly competitive with the Ramada Plaza Hotel due to the significant overlap in the targeted markets of each property, especially in the commercial segment.

Courtyard by Marriott Woburn

The Courtyard by Marriott is housed in a residential-style structure designed to resemble an 18th-century manor house. The property is located on the northern side of I-95 on the same road as the Suisse Chalet and the Comfort Inn. The Courtyard is roughly one mile northeast of the subject property and features 120 guestrooms, two small meeting rooms, a dining area, and an outdoor swimming pool. Visibility of the hotel is excellent from Interstate 95; however, the property is located relatively far from the highway exits in comparison to its competitors. Located directly across the street from the property are the Logan Airport Bus Terminal and the Boston commuter train station.

As discussed earlier, the Courtyard is currently the market leader in terms of occupancy, average rate, and RevPAR. Its 1996 occupancy and average rate is estimated to be 81% and $92. We estimate that the property derives 80% of its demand from the commercial segment, 15% from leisure travelers, and 5% from meeting and group participants.

Comfort Inn Woburn

The Comfort Inn is located across from the Red Roof Inn and in close proximity to the Suisse Chalet. The leasehold interest of the property was sold to Innkeepers, Inc. in August of 1996 from 128 Motel Corp. The property is scheduled to be converted to a Hampton Inn and will close in November for renovations for a period of approximately eight months. Facilities at the Comfort Inn include 100 rooms, a restaurant, and a lounge. Visibility of the property is excellent from I-95 and access is highly favorable.

With the planned renovations and the re-flagging of the property to a Hampton Inn (a very strong, highly recognized brand), the property should

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be able to improve its position in the market. The property's 1996 occupancy and average rate are estimated to be 67% and $57, respectively. We estimate that the property derives 70% of its room night demand from commercial travelers, 25% from leisure demand, and 5% from group and meeting attendees.

Red Roof Inn Woburn

The Red Roof Inn is strategically located near the intersection of Interstates 93 and 95, roughly one mile north of the subject property. Formerly a Days Inn, the property was acquired by Red Roof, Inc. in November of 1995. The new owner subsequently renovated the property, including the removal of the restaurant and meeting and banquet space, the refurbishing of the guestrooms, and the upgrading of the exterior. The property features 159 guestrooms, one meeting room with a maximum capacity of 25, and an indoor, heated swimming pool. The adjacent land where the former restaurant and function space were situated is currently being leased to a national restaurant company that is constructing a restaurant named On the Border, which will feature Mexican cuisine.

Although management representatives report a loss of some corporate contract business as a result of the conversion from a Days Inn to a Red Roof Inn, the property is expected to maintain its leading occupancy position in the primary competitive set of hotels. Visibility of the property from Interstate 95 is poor, however access to the property is favorable due to its close proximity to the interstate exit. We estimate the property's occupancy to be 75% and its average to be $52 in 1996. In addition, we estimate that the property derives 75% of its demand from the commercial segment, followed by 20% from the leisure segment, and 5% from the meeting and group segment.

Suisse Chalet Woburn

The Suisse Chalet is owned by Telahc Properties L.P. and managed by Suisse Chalet International, Inc. Like the Red Roof Inn, this property is located near the I-93/I-95 interchange. In addition, this property is situated in close proximity to the Logan Airport Bus Terminal and the Boston commuter train station. According to management representatives, the hotel underwent a $400,000 renovation of the guestrooms and hallways in 1994 and a $30,000 upgrading of its lobby in 1995. As a result, the facilities - which include 129 guestrooms and an outdoor swimming pool - are comparable to those found in the competitive hotels.

Visibility of the Suisse Chalet from Interstate 95 is excellent; however, access to the property is less favorable than that of the Red Roof Inn and the

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Comfort Inn, both of which are situated closer to the interstate exit. The 1996 occupancy and average rate is estimated to be 63% and $51, respectively. We estimate that 70% of the property's demand is generated from the commercial segment, 10% from the meeting and group segment, and 20% from leisure travelers.

Howard Johnson Woburn

Owned and managed by the same entities as the subject property, the Howard Johnson Woburn is located at the intersection of I-93 and Montvale Avenue, approximately two miles southeast of the subject property. The property features 100 guestrooms, over 4,400 square feet of meeting and banquet space, an indoor swimming pool, and a restaurant and lounge that are leased to Home Fries, Inc. The property was renovated in 1994 and 1995, including the repainting of the exterior, the upgrading of the guestrooms' soft and hard goods, the replacement of guestroom climate control systems, and the refinishing of the function space and public areas.

Visibility of the Howard Johnson from I-93 is favorable, and the property is located immediately off the highway exit, rendering excellent access to the property. The property's 1996 occupancy and average rate are estimated to be 74% and $65, respectively. In addition, we estimate that the property derives 58% of its demand from the commercial segment, 32% from leisure travelers, and 10% from meeting and group attendees.

Howard Johnson Burlington

The Howard Johnson Burlington is located on Middlesex Turnpike, opposite the Burlington Mall in the City of Burlington, approximately three miles southwest of the subject property. The property is owned and managed by the Crystal Group and features 132 guestrooms, a restaurant, a lounge, a swimming pool, and a fitness room. Although the property is the oldest of the primary competitive set, continual maintenance and upgrading of the guestrooms has allowed the property to remain highly competitive. The current franchise agreement expires within two years and management representatives report that it has not been decided whether the Howard Johnson brand will be retained. Although this property ranks as one of the top performing Howard Johnsons in the country, ownership and management are concerned about the brand's reputation and appeal, especially to young corporate professionals. Reportedly, HFS has offered the property interest-free financing for funds to completely renovate the property's interior and exterior.

Visibility of the property from Middlesex Turnpike is excellent because the property is situated on a slope above the grade of the road. We estimate

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the property's occupancy and average rate to be 69% and $75 in 1996. The property's demand segmentation consists of 75% commercial demand, 20% leisure, and 5% meeting and group demand.

Secondary Competitors

The subject property's secondary competitors consist of two hotels , both of which are full-service properties that feature higher room rate structures and more luxurious amenities. Formerly a Days Inn, the 180-room Wyndham Garden Hotel is located just southeast of the I-95/Middlesex Turnpike intersection, less than three miles southwest of the subject property. The 419-room Marriott Burlington is situated on the northern side of I-95, approximately two miles west of the subject property.

The two full-service properties are considered to be 50% competitive with the subject property. These secondary competitors are estimated to capture 70% of their demand from business travelers, 19% from meeting and group attendees, and 11% from leisure travelers.

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Table 6-5 Secondary Competitors
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                                                               Estimated 1996
                                                            Market Segmentation            Estimated 1995
                                                Weighted  ----------------------- ------------------------------
                        Number     Percentage    Number          Meeting                       Average
Property               of Rooms   Competitive   of Rooms  Comm.  & Group Leisure   Occupancy    Rate     Rev PAR
-----------------------------------------------------------------------------------------------------------------
Wyndham Garden Hotel     180          50%          90      70%     15%     15%        69%      $80.00    $55.20
Marriott Burlington      419          50          210      70      20      10         77       104.00     80.08
-----------------------------------------------------------------------------------------------------------------

Totals/Averages          599                      300      70%     19%     11%        75%      $97.33    $73.00

                                Estimated 1996
                       ------------------------------
                                    Average
Property                Occupancy    Rate     Rev PAR
-----------------------------------------------------

Wyndham Garden Hotel       68%      $93.00    $63.24
Marriott Burlington        82       111.00     91.02
-----------------------------------------------------

Totals/Averages            78%     $106.27    $82.89

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Proposed Competitors

It is important to consider any new hotels that may have an impact on the subject property's operating performance. Based on our fieldwork in the market and our discussions with local hotel operators, developers, and government officials, we have identified one property that is proposed or under development in the Woburn area.

It is reported that a 101-room Sierra Suites will be developed on 827 Main Street, just north of Interstate 95, roughly one-half mile north of the subject property. The Woburn Planning Department reports that approval of the project appears favorable and that construction should start in Spring of 1997, with the opening of the hotel slated for the Summer of 1998. Based on the extended stay nature of the Sierra Suites product, the proposed property's close proximity to the subject property, and the likely overlap of targeted commercial markets, it is our opinion that the Sierra Suites will be 60% competitive with the subject property.

Conclusion

A review of historical demand trends in the subject property's area indicates that the market has shown signs of recovery from 1992 onwards, corresponding to the economic recovery nationwide. According to Smith Travel Research, these growth patterns have continued through August of 1996. While supply has remained constant over recent years, growth in demand has driven occupancy upwards, allowing the hotels in the market to follow with average rate increases.

Based on our review of the local area, three market segments were defined within the subject property's lodging market. Growth rates for each market segment were forecasted based upon an analysis of the economic and demographic trends that appeared to significantly impact lodging demand. In general, demand is anticipated to increase at moderate rates throughout the projection period.

We have identified seven properties that are considered competitive with the subject hotel. The subject property is underperforming in the market and is not attaining its fair share in terms of occupancy, average rate, and RevPAR. Despite the completed renovations and the recent upgrade to the Ramada Plaza Hotel flag, it is unclear whether the subject property will be able to gain competitive advantages over its competitors. We have also identified one proposed property in the area; due to the nature of the proposed product and its location, we have deemed it to be relatively competitive with the subject property.

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7.    Projection of Occupancy and Average Rate

Historical Operating Performance

The following table sets forth the subject property's historical occupancy, average rate, and RevPAR. For the purpose of comparison, we have also presented corresponding data (as provided by Smith Travel Research) for the competitive hotels described in the previous section. In addition to the annual percent change calculations, we have determined the subject property's occupancy, average rate, and RevPAR penetration factors.

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Table 7-1 Historical Trends
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                                                       Year to Date
                                                    -------------------
                                     1994*     1995      1995      1996
        ---------------------------------------------------------------

        Subject Property

        Occupancy                    59.0%     59.5%     55.3%     62.0%
        Percent Change               --         0.8%     --        12.1%
        Occupancy Penetration        85.4%     85.4%     80.3%     87.3%

        Average Rate                $48.00    $51.45    $49.02    $60.70
        Percent Change               --         7.2%     --        23.8%
        Average Rate Penetration     68.9%     69.0%     67.6%     75.2%

        RevPAR                      $28.32    $30.61    $27.11    $37.63
        Percent Change               --         8.1%     --        38.8%
        RevPAR Penetration           58.8%     58.9%     54.3%     65.7%

        Areawide (STR)

        Occupancy                    69.1%     69.7%     68.9%     71.0%
        Percent Change               --         0.9%     --         3.0%

        Average Rate                $69.67    $74.60    $72.47    $80.73
        Percent Change               --         7.1%     --        11.4%

        RevPAR                      $48.14    $52.00    $49.93    $57.32
        Percent Change               --         8.0%     --        14.8%


        * Due to a change in ownership in October, 1994, occupancy and average rate are estimated for calendar year 1994

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As indicated in the preceding table, the subject property has been underperforming the market. In terms of occupancy, the subject property experienced a slight increase of 0.8% in 1995, which almost mirrored that of the area (0.9%); year-to-date 1996 data reveals that the subject property registered a significantly higher occupancy growth of 12.1% as compared to the market (3.0%). The subject Ramada however, has consistently been unable to capturing its fair share of room night demand, as indicated by occupancy penetrations of below 100% in each year.

Like occupancy, the subject property's average rate increased at approximately the same rate in 1995 as that of the area's. Through August, 1996, the

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subject property experienced average rate growth of 23.8% over the same period in 1995, which was substantially higher than the 11.4% rate growth registered by the market. Although the subject property's average penetration has hovered below 70%, the strong increase in average rate achieved in 1996 has improved its penetration to 75.2%.

As a result of the subject property's low occupancy and average rate, its RevPAR has trailed that of the area's since 1994, as indicated by its RevPAR penetration, which has been below 60% until 1996. The low occupancy, average rate, and RevPAR penetrations exhibited by the subject Ramada reveal that the hotel has underperformed the market since 1994. The property has, however, benefited from the change in management and the extensive renovations completed in 1995, as indicated by the strong increases in occupancy and average rate experienced in 1996.

Premise of the Projections

To a certain degree, occupancy and rate attainment can be manipulated by management. For example, hotel operators may choose to lower rates in an effort to maximize occupancy. Our forecasts reflect an operating strategy that we believe would be implemented by competent hotel management to achieve an optimal mix of occupancy and average rate.

Projected Room Night Demand

Lodging demand and occupancy can be projected through a process known as room night analysis. A room night is a unit of hotel demand that equals one room that is occupied for one night. After estimating the number of room nights a hotel can be expected to attract during a 12-month period, we can determine occupancy by dividing the number of room nights of demand captured by the number of room nights available (calculated as the room count x 365).

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The total annual number of room nights occupied in the competitive hotels equates to the market's accommodated room night demand, as shown in the following table.

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Table 7-2  1996 Accommodated Room Night Demand
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                                1996 Annual Room Night Demand(Rounded)
                     -----------------------------------------------------------
                                      Percentage                      Percentage
Market Segment       Market Wide       of Total    Subject Property    of Total
--------------------------------------------------------------------------------

Commercial             285,000           69%            22,000           50%
Meeting and Group       58,000           14             15,000           35
Leisure                 71,000           17              7,000           15
                       -------      -------           -------      -------
  Total                414,000          100%            44,000          100%

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Latent Demand

The previous table illustrates the accommodated room night demand in the subject property's competitive market. Because this estimate is based on occupancies, it includes only those hotel rooms that were used by guests. Latent demand considers guests who could not be accommodated by the existing competitive supply, and can be divided into unaccommodated demand and induced demand. Based on our field work and discussions with the area hotel's general managers, an insignificant amount of latent demand exists in the Woburn lodging market.

Total Usable Room Night Demand

Total usable room night demand is estimated by combining accommodated demand and usable latent demand. Usable latent demand is that portion of latent demand that can be absorbed based on the number of existing and proposed hotel rooms in the market.

Because no latent demand has been identified for the Woburn market, the total usable room night demand consists solely of the accommodated demand. Using the projected demand growth rates set forth in the section entitled Lodging Market Supply and Demand Analysis, the accommodated room night demand in each market segment is forecasted. The following table shows the projected annual change in accommodated and usable room night demand in the subject property's competitive market.

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Table 7-3 Total Usable Room Night Demand
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                         Historical     1997       1998       1999       2000       2001       2002       2003
---------------------------------------------------- ----------------------------------------------------------
Growth Rate                     --       3.0%       3.0%       3.0%       2.0%       2.0%       2.0%       2.0%
Accommodated Demand        285,392   293,954    302,773    311,856    318,093    324,455    330,944    337,563
Usable Latent                   --         0          0          0          0          0          0          0

Growth Rate                     --       2.0%       2.0%       2.0%       2.0%       2.0%       2.0%       2.0%
Accommodated Demand         57,503    58,653     59,826     61,023     62,243     63,488     64,758     66,053
Usable Latent                   --         0          0          0          0          0          0          0

Growth Rate                     --       1.0%       1.0%       1.0%       1.0%       1.0%       1.0%       1.0%
Accommodated Demand         71,349    72,062     72,783     73,511     74,246     74,988     75,738     76,495
Usable Latent                   --         0          0          0          0          0          0          0
                           -------   -------    -------    -------    -------    -------    -------    -------
  TOTAL DEMAND             414,244   424,669    435,382    446,390    454,582    462,931    471,440    480,111

Annual Forecasted Growth                 2.5%       2.5%       2.5%       1.8%       1.8%       1.8%       1.8%

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Guestroom Supply

In 1996, the competitive properties provided a weighted total of 1,581 guestrooms. As a result of the temporary closing of the Comfort Inn, the room count will decline to 1,531. In 1998 and 1999, the weighted total of guestrooms will increase to 1,612 and 1,642 rooms as the 101-room Sierra Suites opens. The following table shows the projected competitive supply of available rooms and available room nights. To calculate the annual number of available room nights, the number of available rooms is multiplied by 365.

HVS International, Mineola, New York         Projection of Occupancy and      77
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Table 7-4 Available Rooms and Room Nights
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                           Total Room                          Overall
                              Night       Room Nights       Competitive
               Year          Demand        Available         Occupancy
            -----------------------------------------------------------

            Historical       414,244        577,182             72%
              1997a          424,669        558,932             76
              1998a          435,382        588,497             74
              1999a          446,390        599,447             74
              2000a          454,582        599,447             76
              2001a          462,931        599,447             77
              2002a          471,440        599,447             79
              2003a          480,111        599,447             80

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Overall Competitive Occupancy

Based on the projected room night demand and the changes in room supply, overall competitive occupancy is expected to increase in 1997 to 76%, before declining to 74% in 1998 and 1999. The 4% climb in 1997 can be attributed to the temporary closing of the Comfort Inn, which caused room supply to contract while demand expanded. However, with the reopening of the Comfort Inn and the opening of the proposed Sierra Suites, growth in room supply is expected to outpace growth in demand, causing occupancy to decrease by 2%. However, as the additional rooms are absorbed by increasing demand, occupancy should improve in 2000 and thereafter.

Competitive Index Analysis

Competitive indexes are used to analyze the relative market position of each property on the basis of a particular demand segment. The index represents the number of times each year that one room is occupied by one type of traveler (e.g., commercial, meeting and group, leisure, or airline), or the number of room nights actually accommodated per year, per room, per market segment. For example, if a hotel has a commercial competitive index of 190, each room in the property is occupied 190 times a year by a commercial traveler. The competitive index is calculated by dividing a hotel's annual accommodated room night demand in a particular market segment by that property's room count. Competitive indexes will be used to illustrate each property's position in the market based on its ability to compete with other local lodging facilities.

Commercial Segment

The historical commercial segment competitive indexes in the subject property's market ranged from 111 to 237. The Courtyard by Marriott was the most competitive property in the commercial market in 1996, with an index of 237; this can be attributed to the property's superior level of amenities and strong franchise affiliation. The Red Roof Inn and Crowne Plaza Hotel

HVS International, Mineola, New York         Projection of Occupancy and      78
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followed with indexes of 205 and 187, respectively. The subject property was the least competitive hotel in the commercial segment due to its heavy reliance on the meeting and group segment.

The competitive indexes of each property is expected to remain constant throughout the projection period. The proposed Sierra Suites is projected to achieve a stabilized competitive index of 190, which places it third, behind the Courtyard and Red Roof Inn. Suite-type hotel products are typically very strong in the commercial segment; therefore, the Sierra Suites should be able to outperform a majority of the competitive hotels in the area. The following table shows the projected commercial segment competitive indexes of the area's hotels.

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Table 7-5 Commercial Segment Competitive Indexes
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Property                     Historical  1997   1998   1999   2000   2001   2002
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Subject Property                111       111    111    111    111    111    111
Crowne Plaza Hotel              187       187    187    187    187    187    187
Courtyard by Marriott           237       237    237    237    237    237    237
Comfort Inn                     171       171    171    171    171    171    171
Red Roof Inn                    205       205    205    205    205    205    205
Suisse Chalet                   161       161    161    161    161    161    161
Howard Johnson Woburn           157       157    157    157    157    157    157
Howard Johnson Burlington       189       189    189    189    189    189    189
Secondary                       199       199    199    199    199    199    199
Sierra Suites                     0         0    170    180    190    190    190

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Meeting and Group Segment

Due to its ability to attract a significant amount of group and tour business, the subject property was the market leader in the meeting and group segment, with a competitive index of 78. The competitiveness of each property in this segment is expected to remain constant. Because suite hotels typically exhibit minimal competitiveness in the meeting and group segment, the proposed Sierra Suites is forecasted to stabilize at a competitive index of 15. The following table illustrates the competitive indexes in the meeting and group segment.

HVS International, Mineola, New York         Projection of Occupancy and      79
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Table 7-6 Meeting and Group Segment Competitive Indexes
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Property                         Historical   1997  1998  1999  2000  2001  2002
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Subject Property                     78         78    78    78    78    78    78
Crowne Plaza Hotel                   40         40    40    40    40    40    40
Courtyard by Marriott                15         15    15    15    15    15    15
Comfort Inn                          12         12    12    12    12    12    12
Red Roof Inn                         14         14    14    14    14    14    14
Suisse Chalet                        23         23    23    23    23    23    23
Howard Johnson Woburn                27         27    27    27    27    27    27
Howard Johnson Burlington            13         13    13    13    13    13    13
Secondary                            53         53    53    53    53    53    53
Sierra Suites                         0          0    10    13    15    15    15

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Leisure Segment

With a competitive index of 86, the Howard Johnson Woburn was the market leader in the leisure segment. The subject property, which attained a competitive index of 33, was the least competitive property in this segment. Like the two other segments, no changes in the competitiveness of the hotels are expected in future years. The proposed Sierra Suites is expected to be moderately competitive in the leisure segment. The following table illustrates the competitive indexes in the leisure segment.

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Table 7-7 Leisure Segment Competitive Indexes
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Property                   Historical    1997   1998   1999   2000   2001   2002
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Subject Property               33          33     33     33     33     33     33
Crowne Plaza Hotel             40          40     40     40     40     40     40
Courtyard by Marriott          44          44     44     44     44     44     44
Comfort Inn                    61          61     61     61     61     61     61
Red Roof Inn                   55          55     55     55     55     55     55
Suisse Chalet                  46          46     46     46     46     46     46
Howard Johnson Woburn          86          86     86     86     86     86     86
Howard Johnson Burlington      50          50     50     50     50     50     50
Secondary                      32          32     32     32     32     32     32
Sierra Suites                   0           0     35     40     45     45     45

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HVS International, Mineola, New York         Projection of Occupancy and      80
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Subject Property's Room Night Capture and Occupancy

After the competitive index is calculated, it is adjusted to reflect the property's room count, yielding a figure referred to as the market share adjuster. The market share adjuster of each property is then divided by the total market share adjuster for all of the competitors, resulting in each hotel's market share. By multiplying the projected market share by the area's usable room night demand, we can determine the total number of room nights captured by a specific hotel. Occupancy is then calculated by dividing the projected number of room nights captured by the property's total number of available room nights.

Multiplying the subject property's projected market share by the estimated room night demand in each segment results in the following estimate of room nights captured by the hotel.

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Table 7-8 Room Nights Captured by the Subject Property
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                          1997      1998      1999      2000      2001      2002
                              --------------------------------------------------
Commercial
Demand                 293,954   302,773   311,856   318,093   324,455   330,944
Market Share            0.0785    0.0748    0.0734    0.0732    0.0732    0.0732
Capture                 23,085    22,647    22,878    23,287    23,753    24,228

Meeting and Group
Demand                  58,653    59,826    61,023    62,243    63,488    64,758
Market Share            0.2681    0.2639    0.2617    0.2612    0.2612    0.2612
Capture                 15,727    15,790    15,973    16,258    16,583    16,915

Leisure
Demand                  72,062    72,783    73,511    74,246    74,988    75,738
Market Share            0.0950    0.0896    0.0879    0.0875    0.0875    0.0875
Capture                  6,846     6,518     6,462     6,500     6,565     6,630
                       -------   -------   -------   -------   -------   -------
    Total Capture       45,658    44,956    45,313    46,045    46,901    47,774

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Dividing the total number of room nights captured by the subject property's number of available room nights per year (calculated as 196 x 365) produces the projected occupancy percentage.

HVS International, Mineola, New York         Projection of Occupancy and      81
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Table 7-9 Calculation of the Subject Property's Projected Occupancy
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                         1997      1998      1999      2000      2001      2002
                       ---------------------------------------------------------

Total Room Nights
  Captured/Year        45,658    44,955    45,313    46,045    46,901    47,773
Available Room Nights  71,540    71,540    71,540    71,540    71,540    71,540
Occupancy               63.82%    62.84%    63.34%    64.36%    65.56%    66.78%
Rounded                    64%       63%       63%       64%       66%       67%

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For the purpose of forecasting income and expense, we will use the following occupancy levels.

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Table 7-10 Occupancy Forecast
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                               Year          Occupancy
                            --------------------------

                               1997             64%
                               1998             63
                               1999             63
                            Stabilized          64
                               2001             66

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Although the preceding room night analysis shows the subject property achieving a 66% occupancy in 2001, we have chosen to use a stabilized level of 64%. The stabilized occupancy is intended to reflect the anticipated results of the property over its remaining economic life, given any and all changes in the life cycle of the hotel. Thus, the stabilized occupancy excludes from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusually high or low occupancies. Although the subject property may operate at occupancies above this stabilized level, we believe it equally possible for new competition and temporary economic downturns to force the occupancy below this selected point of stability.

AVERAGE RATE ANALYSIS

One of the most important considerations in estimating the value of a lodging facility is a supportable forecast of its attainable average rate, which is more formally defined as the average rate per occupied room. Average rate can be calculated by dividing the total rooms revenue achieved during a specified period by the number of rooms sold during the same period. The projected average rate and the anticipated occupancy percentage are used

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to forecast rooms revenue, which in turn provides the basis for estimating most other income and expense categories.

Competitive Positioning

The Ramada Plaza Hotel's average rate will be projected using a competitive positioning method. This technique begins with an analysis of the average rates achieved by the subject property and its competitors. These rates establish a range that reflects certain characteristics of the specific market, such as price sensitivity, demand orientation, and occupancy. The subject property's average rate is then compared to those of the hotels to which it is most similar in terms of size, quality, facilities, amenities, market orientation, location, management, image, and affiliation. Adjustments are made to reflect any relevant differences.

Although the average rate analysis presented here follows the occupancy projections, these two statistics are highly correlated; in reality, one can not project occupancy without making specific assumptions regarding average rate. This relationship is best illustrated by rooms revenue per available room (RevPAR), which reflects a property's ability to maximize rooms revenue. The following table summarizes the 1996 average rate and RevPAR of the subject property and its competitors.

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Table 7-11 1996 Average Rate and RevPAR of the Primary Competitors
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                                          1996             1996
                                         Average       Rooms Revenue
            Property                    Room Rate   Per Available Room
            ----------------------------------------------------------

            Subject Property             $62.00          $37.82
            Crowne Plaza Hotel            90.00           65.70
            Courtyard by Marriott         92.00           74.52
            Comfort Inn                   57.00           38.19
            Red Roof Inn                  52.00           39.00
            Suisse Chalet                 51.00           32.13
            Howard Johnson Woburn         65.00           48.10
            Howard Johnson Burlington     75.00           51.75

                                         ------          ------
              Average                    $71.93          $50.61

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In 1996, the subject property achieved an average rate that was slightly higher than those of the Comfort Inn, Red Roof Inn, and Suisse Chalet, all of which are limited-service properties. The subject Ramada's RevPAR also achieved similar levels as the same three limited-service hotels. As a full-service hotel, the subject property's average rate should be positioned closer

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to those of the Howard Johnson's and Crowne Plaza's. However, because the subject property generates a substantial amount of its demand from tour and travel groups - a highly rate-sensitive segment - it cannot attain as high an average rate as a property that focuses on business-related travelers, who typically are less rate-sensitive. The subject property's management reports that it has implemented strategies to capture more demand from the commercial segment in an effort to alter its demand mix and attain a higher average rate. Since a relatively substantial margin exists between the average rate of the subject property and those of the properties ranked above it, there is upside potential for strong increases in the subject property's average rate.

Average Rate Increases

It is important to note that hotel room rate increases do not necessarily conform to the underlying monetary inflation rate, because lodging facilities are influenced by market conditions such as the relationship between supply and demand. A hotel's ability to raise room rates is affected by a number of factors, including the following.

o Supply and Demand Relationships - The relationship between supply and demand is one of the factors that determine hotel occupancies and average rates. Strong markets where lodging demand is increasing faster than supply are often characterized by rate growth that exceeds inflation. Markets that are overbuilt or suffering from declining demand are unlikely to exhibit any significant increases in average rates.


o Inflationary Pressures - Price increases caused by inflation affect hotel room rates by eroding profit margins and encouraging operators to raise prices. This strategy is effective only in markets that are characterized by a healthy supply and demand relationship.


o Improving the Competitive Standard - When a new lodging facility enters a mature market, its rates may be set higher than the marketwide average in an effort to justify the development costs. This may allow other competitors to achieve corresponding gains by effectively raising the amount the market will bear. However, if the addition to supply has a severe impact on the occupancy levels of other hotels, price competition may ensue.


o Property-Specific Improvements - Changes that make a hotel more or less attractive to guests can have an impact on average rate. An expansion, renovation, upgrading, or the introduction of additional facilities and amenities may enable greater-than-inflationary room rate increases.

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      Likewise, deferred maintenance may make a property less competitive, engendering a decline in room rates.


In determining average rate projections, changes that occur prior to occupancy stabilization are generally attributable to factors that are specific to the property and the market. After a hotel achieves a stabilized occupancy, room rates are generally expected to continue to increase at the underlying inflation rate throughout the remainder of the projection period.

As discussed earlier in this report, the market has experienced strong growth in average rate in recent years. According to STR data, average rate in the area increased by 3.6% in 1994 and 7.1% in 1995. Furthermore, year-to-date 1996 data indicates a 11.4% growth in average rate over 1995. Through August 1996, the subject property achieved an average rate increase of 23.8% as a result of the recently completed renovations and the property's efforts to garner demand from segments characterized by higher room rates. Although the subject property and the area have shown strong growth in average rate in recent years, as the market achieves a full recovery from the early 1990s, increases in average rate should become more moderate. Based on these considerations, the following table shows our projection of average rate increases.

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Table  7-12 Average Rate Forecast
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                               Areawide   Subject Property's  Subject Property's
                   Areawide      Rate           Rate               Projected
     Year          Occupancy   Increase       Increase           Average Rate
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Positioned Base       --          --             --                 $62.00
     1997             76%      5% to 7%         7.0%                 66.35
     1998             74        3 to 4          5.0                  69.67
     1999             74        3 to 4          4.0                  72.46
     2000             76        3 to 4          3.5                  74.99
     2001             77        3 to 4          3.5                  77.62
     2002             79        3 to 4          3.5                  80.33

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As the above table illustrates, we have forecasted the areawide increase in average rate at 5% to 7%. The subject property is expected to experience average rate growth of 7% as it continues to reap benefits from its renovations and as it increases its efforts to gain a larger share of the commercial segment. In 1998 and 1999, we project growth rates of 5.0% and 4.0%,

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respectively. In 2000 and thereafter, the subject Ramada's average rate is expected to increase in tandem with the underlying rate of inflation of 3.5%.

The following average rates will be used to project the subject property's rooms revenue.

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Table  7-13 Forecast of Occupancy and Average Rate

                       Year          Ocupancy      Average Rate
                    -------------------------------------------
                       1997             64%          $66.35
                       1998             63           $69.67
                       1999             63           $72.46
                    Stabilized          64           $74.99

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HVS International, Mineola, New York                   Highest and Best Use   86
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8.    Highest and Best Use

The concept of highest and best use recognized by the Appraisal Institute distinguishes between the highest and best use of the land (as though vacant) and that of the property (as improved). Highest and best use is defined as:

      The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

The concept of highest and best use is the premise upon which value is based, and is a product of competitive forces in the marketplace. The principle of balance holds that real property value is created and sustained when contrasting, opposing, or interacting elements are in a state of equilibrium. This principle applies to relationships among various property components as well as the relationship between the costs of production and the property's productivity. The point of economic balance is achieved when the combination of land and building is optimal (i.e., when no marginal benefit or utility is achieved by adding another unit of capital). The law of increasing returns holds that larger amounts of the agents of production produce greater net income up to a certain point, after which the law of diminishing returns is applied.(2)

It is important to recognize that the highest and best use of the land (as though vacant) may differ from the highest and best use of the property (as improved). This may occur when a site has existing improvements and the highest and best use of the land differs from the current use. Nonetheless, the current property use will continue until the value of the land under its highest and best use exceeds the value of the property in its current use, plus the cost to remove the existing improvements.


(1) The Appraisal of Real Estate - Tenth Edition, Appraisal Institute, Chicago, IL, 1992, p. 45.

(2)   Ibid., p. 40.

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In consideration of the factors influencing development in the immediate area, it is the appraisers' opinion that the highest and best use of the subject site, as vacant, is its current use as a transient lodging facility.

Based on the fact that the value of the land does not exceed the value of the hotel plus the cost of demolition, it is our opinion that the subject property's highest and best use, as improved, is its current use as a lodging facility.

HVS International, Mineola, New York                    Approaches to Value   88
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9.    Approaches to Value

In appraising real estate for market value, the appraiser has three approaches from which to select: the income capitalization, sales comparison, and cost approaches. Although all three valuation procedures are given consideration, the inherent strengths of each approach and the nature of the subject property must be evaluated to determine which will provide supportable estimates of market value. The appraiser is then free to select one or more of the appropriate approaches in arriving at a final value estimate.

The Income Capitalization Approach

The income capitalization approach takes a property's projected net income before debt service and allocates this future benefit to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component is calculated. The total of the mortgage component and the equity component equals the value of the property. This approach is often selected as the preferred valuation method for income-producing properties, because it most closely reflects the investment rationale of knowledgeable buyers.

The Sales Comparison Approach

The sales comparison approach estimates the value of a property by comparing it to similar properties that have been sold on the open market. To obtain a supportable estimate of value, the sales price of a comparable property must be adjusted to reflect any dissimilarities between it and the property being appraised.

The sales comparison approach may provide a useful value estimate in the case of simple forms of real estate, such as vacant land and single-family homes, where the properties are homogeneous and the adjustments are few and relatively simple to compute. In the case of complex investments such as shopping centers, office buildings, restaurants, and lodging facilities, where the adjustments are numerous and more difficult to quantify, the sales comparison approach loses much of its reliability.

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Hotel investors typically do not employ the sales comparison approach in reaching their final purchase decisions. Factors such as the lack of recent sales data, the numerous insupportable adjustments that are necessary, and the general inability to determine the true financial terms and human motivations of comparable transactions often make the results of this technique questionable. Although the sales comparison approach may provide a range of values that supports the final estimate, reliance on this method beyond the establishment of broad parameters is rarely justified by the quality of the sales data.

The market-derived capitalization rates sometimes used by appraisers are susceptible to the same shortcomings inherent in the sales comparison approach. To substantially reduce the reliability of the income capitalization approach by employing capitalization rates obtained from unsupported market data weakens the final value estimate and ignores the typical investment analysis procedures employed by hotel purchasers. Because appraisers are obligated to mirror the actions of the marketplace, we generally give the sales comparison approach minimal weight in the hotel appraisal process beyond bracketing the final estimate.(1)

The Cost Approach

The cost approach estimates market value by computing the current cost to replace the property and subtracting any depreciation resulting from physical deterioration, functional obsolescence, and external (or economic) obsolescence. The value of the land, as if vacant and available, is then added to the depreciated value of the improvements to produce a total value estimate.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements grow older and begin to deteriorate, the resultant loss in value becomes increasingly difficult to quantify accurately. We find that knowledgeable hotel buyers base their purchase decisions on economic factors such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, this approach is given minimal weight in the hotel valuation process. As noted in Hotels and Motels: A Guide to Market

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 209.

HVS International, Mineola, New York                    Approaches to Value   90
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Analysis, Investment Analysis, and Valuations, "the cost approach is seldom used to value existing hotels and motels."10

Reconciliation

The final step in the valuation process is the reconciliation and correlation of the value indications. Factors that are considered in assessing the reliability of each approach include the purpose of the appraisal, the nature of the subject property, and the reliability of the data used. In reconciliation, the applicability and supportability of each approach is considered and the range of value indications is examined. The most significant weight is given to the approach that produces the most reliable solution and most closely reflects the criteria used by typical investors.

Our nationwide experience with numerous hostelry buyers and sellers indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the investors who constitute the marketplace. For this reason, the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in the hotel valuation process.

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 208.

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10.   Income Capitalization Approach


The income capitalization approach is based on the principle that the value of a property is indicated by its net return, or what is known as the present worth of future benefits. The future benefits of income-producing properties, such as hotels, are net income before debt service and depreciation (as estimated by a forecast of income and expense) and any anticipated reversionary proceeds from a sale. These future benefits can be converted into an indication of market value through a capitalization process and discounted cash flow analysis. Using the income capitalization approach, the subject property has been valued by analyzing the local market for transient accommodations, examining existing and proposed competition, and developing a forecast of income and expense that reflects current and anticipated income trends and cost components through a stabilized year of operation.

The forecast of income and expense is expressed in current dollars for each year. The stabilized year is intended to reflect the anticipated operating results of the property over its remaining economic life, given any or all applicable stages of build-up, plateau, and decline in the life cycle of the hotel. Thus, income and expense estimates from the stabilized year forward exclude from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusual revenues or expenses.

As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, published by the Appraisal Institute, "of the three valuation approaches available to the appraiser, the income capitalization approach generally provides the most persuasive and supportable conclusions when valuing a lodging facility."(1) This text recommends that using a ten-year forecast and an equity yield rate "most accurately reflects the actions of typical hotel buyers, who purchase properties based

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

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on their leveraged discounted cash flow."(1) The simpler procedure of using a ten-year forecast and a discount rate is "less reliable because the derivation of the discount rate has little support. Moreover, it is difficult to adjust the discount rate for changes in the cost of capital."(1)

We have used both methods to discount the subject property's projected net income into an estimate of value. Method One is a ten-year discounted cash flow analysis in which the cash flow to equity and the equity reversion are discounted to the present value at the equity yield rate, and the income to the mortgagee is discounted at a mortgage interest rate. The sum of the equity and mortgage values is the total property value. Method Two is a simple ten-year discounted cash flow analysis in which the annual net income before debt service and the reversionary proceeds following a sale at the end of the tenth year are discounted back to the date of the appraisal at an overall discount rate, and then totaled to produce an indication of the present worth of future benefits.

To convert the projected income stream into an estimate of value through Method One, the anticipated net income (before debt service and depreciation) is allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. The total of the mortgage component and the equity component equals the value of the property. The process is described as follows.

1. The terms of typical hotel financing are set forth, including interest rate, amortization term, and loan-to-value ratio.

2. An equity yield rate of return is established. Numerous hotel buyers base their equity investments on a ten-year equity yield rate projection that takes into account ownership benefits such as periodic cash flow distributions, residual sale or refinancing distributions that return any property appreciation and mortgage amortization, income tax benefits, and various non-financial considerations such as status and prestige. The equity yield rate is also known as the internal rate of return on equity.

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236

(2) Ibid.

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3. The value of the equity component is calculated by first deducting the annual debt service from the projected net income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value. After deducting the mortgage balance at the end of the tenth year and the typical brokerage and legal costs, the equity residual is discounted back to the date of value at the equity yield rate. The net income to equity for each of the ten projection years is also discounted to the present value. The sum of these discounted values equates to the value of the equity component. Adding the equity component to the initial mortgage balance yields the overall property value.

      Because the mortgage and the debt service amounts are unknown but the loan-to-value ratio was determined in Step #1, the preceding calculation can be solved through an iterative process or by use of a linear algebraic equation that computes the total property value. The algebraic equation that solves for the total property value using a ten-year mortgage and equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(1)

4. The value is proven by allocating the total property value between the mortgage and equity components and verifying that the rates of return set forth in Steps #1 and #2 can be met from the projected net income.

The process of converting the projected income stream into an estimate of value through Method Two is described as follows.

1. A discount rate is established by evaluating the total property yield derived by Method One. Occasionally, the discount rate may be adjusted slightly based on the total property yields indicated by recent transactions involving hotels similar to the subject property.

2. The reversionary value is calculated by capitalizing the 11th-year net income by the terminal capitalization rate and deducting typical brokerage and legal fees.

(1) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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3. The ten-year forecast of net income (before debt service and depreciation) and the reversionary value are discounted to the date of value at the rate derived above.

Review of Operating History

Because the Ramada Plaza Hotel is an existing hotel with an established operating performance, its historical income and expense experience can serve as a basis for projections. The subject property opened in 1972, and achieved an occupancy level of in 59.5% in 1995. The following income and expense statements were provided by the Ashford Financial Corporation, and are unaudited. Where applicable, we have reorganized the statements in accordance with the Uniform System of Accounts for Hotels. Because Ashford Financial Corporation acquired the company in October of 1994, income and expense statements were not available for the entire calendar year 1994. Consequently, our projection of income and expense will focus primarily on the 1995 statements as well as year-to-date statements for 1996 and 1995.

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Table 10-1 Historical Operating Performance
--------------------------------------------------------------------------------

Calendar Year Ending:              1995                                            1994
Total Rooms:                        196                                             196
 Occupied Rooms:                 40,380                                           8,307
Complimentary Rooms:              2,220                                             300
Days Open:                          365                                              90
Occupancy:                        59.5%                 Amount per   Amount per   48.8%                 Amount per  Amount per
Average Rate:                    $51.45     Percentage   Available    Occupied   $54.62    Percentage   Available    Occupied
                                 (+000)     of Revenue     Room         Room     (+000)    of Revenue     Room        Room
------------------------------------------------------------------------------------------------------------------------------
   Rooms                        $ 2,078        64.4%     $ 10,600      $51.45      $454       60.8%     $2,315       $54.62
   Food                             810        25.1         4,132       20.06       171       22.9         872        20.58
   Beverage                         254         7.9         1,298        6.30        86       11.6         441        10.41
   Telephone                         67         2.1           340        1.65        26        3.5         134         3.16
   Other Income                      15         0.5            78       14.54         9        1.2          47         1.10
      Total                       3,224       100.0        16,448       79.84       747      100.0       3,809        89.87
------------------------------------------------------------------------------------------------------------------------------
 DEPARTMENTAL EXPENSES
   Rooms                            587        28.3         2,995       14.54       115       25.3         586        13.83
   Food & Beverage                  793        74.5         4,045       19.63       190       73.9         971        22.91
   Telephone                         41        61.5           209        1.02        11       41.7          56         1.32
   Other Income                       4        23.3            18        0.09         1        9.9           5         0.11
      Total                       1,424        44.2         7,267       35.28       317       42.5       1,617        38.16
------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME               1,799        55.8         9,181       44.56       430       57.5       2,191        51.71
------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General         426        13.2         2,172       10.54        83       11.1         421         9.94
   Management Fee                    97         3.0           494        2.40        22        3.0         114         2.70
   Marketing                        216         6.7         1,104        5.36        33        4.4         166         3.93
   Franchise Fees                    61         1.9           311        1.51        13        1.7          66         1.56
   Property Oper. & Maint           222         6.9         1,134        5.51        48        6.4         245         5.78
   Energy                           353        11.0         1,803        8.75        67        8.9         340         8.03
      Total                       1,376        42.7         7,018       34.06       265       35.5       1,353        31.93
------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                        424        13.1         2,163       10.50       164       22.0         838        19.78
------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                   234         7.3         1,195        5.80        44        5.9         223         5.27
   Insurance                         47         1.5           240        1.16        12        1.7          64         1.50
   Reserve for Replacement          129         4.0           658        3.19         0        0.0           0         0.00
   Rent                              86         2.7           439        2.13        22        2.9         110         2.59
      Total                         496        15.5         2,532       12.29        78       10.5         397         9.36
------------------------------------------------------------------------------------------------------------------------------
NET INCOME                      ($   72)       -2.4          (369)     ($1.79)     $ 87       11.5      $  441       $10.42
==============================================================================================================================

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Table 10-2 Historical Operating Performance
--------------------------------------------------------------------------------

Calendar Year Ending:          Year-to-Date through August, 1996               Year-to-Date through August, 1995
Total Rooms:                       196                                             196
 Occupied Rooms:                28,621                                          24,953
Complimentary Rooms:             1,047                                           1,509
Days Open:                         244                                             244
Occupancy:                       62.0%                 Amount per Amount per     55.3%                 Amount per   Amount per
Average Rate:                   $60.70    Percentage   Available   Occupied     $49.02      Percentage  Available    Occupied
                                (+000)    of Revenue     Room        Room       (+000)      of Revenue    Room         Room
------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                        $1,737       64.0%      $8,864      $60.70      $1,223        66.3%      $6,241      $49.02
   Food                            637       23.4        3,248       22.24         449        24.3        2,289       17.98
   Beverage                        232        8.6        1,185        8.11         134         7.2          682        5.35
   Telephone                        67        2.5          340        2.33          34         1.8          173        1.36
   Other Income                     42        1.6          216        1.48           5         0.3           26        0.20
      Total                      2,715      100.1       13,853       94.87       1,844        99.9        9,410       73.91
------------------------------------------------------------------------------------------------------------------------------
 DEPARTMENTAL EXPENSES
   Rooms                           467       26.9        2,383       16.32         347        28.4        1,771       13.91
   Food & Beverage                 635       73.1        3,239       22.18         447        76.7        2,279       17.90
   Telephone                        29       43.6          148        1.02          25        74.8          129        1.02
   Other Income                     36       85.9          186        1.27           2        34.8            9        0.07
      Total                      1,167       43.0        5,956       40.78         821        44.5        4,188       32.90
------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME              1,548       57.1        7,897       54.08       1,024        55.4        5,222       41.02
------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General        274       10.1        1,398        9.58         279        15.1        1,425       11.19
   Management Fee                   82        3.0          417        2.86          55         3.0          282        2.22
   Marketing                       171        6.3          870        5.96         126         6.8          643        5.05
   Franchise Fees                   53        1.9          269        1.84          36         1.9          183        1.44
   Property Oper. & Maint          158        5.8          807        5.53         147         8.0          750        5.89
   Energy                          335       12.3        1,709       11.70         239        12.9        1,218        9.57
      Total                      1,072       39.4        5,471       37.46         882        47.7        4,501       35.35
------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                       476       17.7        2,426       16.62         141         7.7          721        5.67
------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                  141        5.2          719        4.92         140         7.6          715        5.62
   Insurance                        33        1.2          167        1.15          33         1.8          167        1.31
   Reserve for Replacement         109        4.0          556        3.81          74         4.0          376        2.96
   Rent                             56        2.1          285        1.95          61         3.3          311        2.45
      Total                        338       12.5        1,727       11.83         308        16.7        1,570       12.33
------------------------------------------------------------------------------------------------------------------------------
NET INCOME                      $  137        5.2      $   699      $ 4.79     ($  166)       -9.0      ($  849)     ($6.66)
==============================================================================================================================

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Comparable Operating Statements

These historical income and expense statements show that the subject property has significantly improved its operational performance since 1995. Although the Ramada lost money in 1995, year-to-date statements show that the property has attained a net income of $137,000 through August, 1996. The reversal in performance can be attributed to management's ability to substantially increase income while controlling expenses. After a full year of becoming acquainted with the hotel and the Woburn lodging market, management appears to be approaching stabilized efficiencies in its second full year of operation.

Based on the year-to-date statements through August, 1995 and 1996, the subject property's total revenue increased from $1,844,000 in 1995 to $2,715,000 in 1996 as a result of significant improvement in both occupancy and average rate; this equates to an increase of roughly 47%. Contributing to this increase in total revenue are a rooms revenue increase of 42% and combined food and beverage revenue growth of 49%. Additionally, telephone revenue increased by 97%, while other income climbed from $5,000 in 1995 to $42,000 in 1996.

With substantial growth in occupancy, average rate, and revenue, the subject property has taken advantage of economies of scale. Despite increases in departmental expenses on a per occupied room basis, rooms, food and beverage, and telephone departmental expenses as a percentage of departmental revenue declined from 1995 to 1996. Rooms departmental expense decreased from 28.4% of rooms revenue in 1995 to 26.9% in 1996. Food and beverage expense dropped by 3.6%, while telephone expense declined from 74.8% of telephone revenue in 1995 to 43.6% in 1996. In total, departmental expenses as a percentage of total revenue decreased from 44.5% in 1995 to 43.0% in 1996.

Similarly, operating expenses as a percentage of total revenue decreased significantly from 47.7% in 1995 to 39.4% in 1996. Although this drop in the operating expense ratio is predominantly a result of a strong revenue increase, it does indicate that management has been effective in controlling expenses and improving its profit margins. The most significant decreases in operating expenses occurred in administrative and general expenses, which decreased from 15.1% of total revenue in 1995 to 10.1% in 1996, and property operations and maintenance expenses, which declined from 8.0% to 5.8%. It is important to note that the subject property's energy expense is remarkably higher than those of comparable properties, which range from 4% to 8% of total revenue. Although efforts were made to discover the cause of the

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extraordinary energy expenses, none were found; furthermore, an analysis provided by Ashford Financial Corporation indicates that future energy expenses will remain higher than those of comparable hotels. Consequently, our projection of energy expense will be based on the subject property's historical levels.

Overall, as a result of significant revenue growth and enhanced operating efficiency, the subject property attained a year-to-date 1996 net income level of $137,000 in comparison to a net loss of $166,000 during the same period in 1995. Based on the Ramada Plaza Hotel's recent trends in operating performance, we expect the property to achieve additional operating efficiencies in the immediate future.

Forecast of Income and Expense

The forecast of income and expense is intended to reflect the appraiser's subjective estimate of how a typical buyer would project the subject property's future operating results. Depending on the dynamics of the local market, a typical buyer's projection may be adjusted upward or downward. We have attempted to consider these factors in formulating this forecast.

HVS International uses a fixed and variable component model to project a lodging facility's revenue and expense levels. This model is based on the premise that hotel revenues and expenses have one component that is fixed and another that varies directly with occupancy and facility usage. A projection can be made by taking a known level of revenue or expense and calculating its fixed and variable components. The fixed component is then held constant, while the variable component is adjusted for the percent change between the projected occupancy and facility usage and that which produced the known level of revenue or expense.

Base-Year Statement of Income and Expense

Based on our review of the operating histories of the subject property and comparable hotels, we have derived a base-year statement of income and expense expressed in 1995 dollars. The units of comparison include a percentage of departmental and total revenue, amounts per available room, and amounts per occupied room. The income and expense ratios reflect an occupancy level of 59.5%. The base-year profit and loss statement will be used to determine the relationship between the fixed and variable components.

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================================================================================
Table 10-4 Base-Year Statement of Income and Expense
--------------------------------------------------------------------------------

Calendar Year Ending:                 1995
Number of Rooms:                       196
Occupancy:                           59.5%
Average Rate:                       $51.45    Percent of  Amount per  Amount per
Occupied Rooms:                     40,380       Total     Available   Occupied
                                    (+000)     Revenue       Room        Room
--------------------------------------------------------------------------------
Revenue:
   Rooms                            $2,078       58.8%     $10,600     $51.45
   Food                                956       27.1        4,876      23.67
   Beverage                            343        9.7        1,752       8.51
   Telephone                           100        2.8          511       2.48
   Other Income                         54        1.5          276       1.34
Total Revenue                       $3,531      100.0      $18,015     $87.44
--------------------------------------------------------------------------------
Expenses:
   Rooms*                             $675       32.5%      $3,444     $16.72
   Food & Beverage*                    951       73.2        4,854      23.56
   Telephone*                           53       53.3          272       1.32
   Other Income*                         4        6.6           18       0.09
   Administrative & General            426       12.1        2,172      10.54
   Management Fee                      106        3.0          540       2.62
   Marketing                           216        6.1        1,104       5.36
   Franchise Fees                       83        2.4          424       2.06
   Property Oper. & Maint              212        6.0        1,081       5.25
   Energy                              405       11.5        2,066      10.03
   Property Taxes                      187        5.3          953       4.62
   Insurance                            69        1.9          350       1.70
   Reserve for Replacement             141        4.0          721       3.50
Total Expenses                      $3,528       99.9%     $17,999     $87.36
--------------------------------------------------------------------------------
Net Income                              $3        0.1%         $16      $0.08
================================================================================

                  * Departmental expense ratios are expressed
                    as a percentage of departmental revenues

--------------------------------------------------------------------------------

Inflation Assumptions

The base revenue and expense amounts are inflated to reflect current dollars for each projection year. Line items can be affected by different factors.

We must establish a general rate of inflation that will be applied to most revenue and expense categories. The following table shows inflation estimates made by economists at some noted institutions and corporations.

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Table 10-5 Inflation Estimates
--------------------------------------------------------------------------------

                                      Projected Increase in Consumer Price Index
                                      (Annualized Rate Versus 12 Months Earlier)
                                      ------------------------------------------
                                                   November           May
Source                                              of 1996         of 1997
--------------------------------------------------------------------------------
Maureen Allyn, Scudder Stevens Clark                 3.1%             2.3%
Wayne Angell, Bear Stearns                           3.0              3.2
Richard Berner, Mellon Bank                          2.9              2.8
David Berson, Fannie Mae                             2.9              2.8
David Blitzer, S&P                                   3.0              2.7
Paul Boltz, T. Rowe Price                            3.2              3.5
David Bostian, Herzog, Heine, Geduld                 2.9              2.5
Philip Braverman, DKB Securities                     3.0              2.8
William Brown, J.P. Morgan                           3.3              3.2
Rosanne Cahn, CS First Boston                        3.1              2.6
James Coons, Huntington National Bank                3.2              3.0
Michael Cosgrove, The Econoclast                     3.2              3.3
Dewey Daane, Vanderbilt University                   3.4              3.6
Robert Dederick, Northern Trust                      3.1              3.4
W.Dudley, Goldman Sachs                              3.4              3.2
Michael Englund, MMS Intl.                           3.2              3.3
Michael Evans, Evans Group                           3.0              3.0
Gail Fosler, Conference Board                        3.5              3.6
Maury Harris, Paine Weber, Inc.                      2.8              2.8
Tracy Herrick, Jefferies & Co.                       3.2              3.6
Stuart Hoffman, PNC Bank                             3.1              2.8
William Hummer, Wayne Hummer                         2.9              3.0
Edward Hyman, ISI Group                              2.8              2.1
Saul Hymans, University of Michigan                  2.7              1.7
Mieczyslaw Karczmar, Deutsche Bank                   2.8              3.2
Kurt Karl, WEFA Group                                2.6              2.3
Irwin Kellner, Chase Manhattan Bank                  2.6              2.3
D. Laufenberg, American Express Financial Advisors   3.2              3.4
Michelle Laughlin, Sanwa Securities                  3.0              3.2
Carol Leisenring, CoreStates Financial               2.7              2.5
Richard Lemmon, General Motors                       3.0              3.0
Mickey Levy, NationsBank Capital Markets             2.6              2.4
David Littmann, Comerica                             3.1              3.0
John Lonski, Moody's Investors Service               3.3              3.2
Paul McCulley, UBS Securities                        3.0              2.8
John McDevitt, 3M                                    2.6              2.5
Arnold Moskowitz, Moskowitz Capital                  3.1              3.5
John Mueller, LBMC, Inc.                             3.2              2.5
David Munro, High Frequency Econ.                    3.0              2.5
Carl Palash, MCM MoneyWatch                          3.0              3.0
Nicholas Perna, Fleet Financial Group                3.3              3.3
Elliott Platt, Donaldson Lufkin                      2.8              2.0
Maria F. Ramirez, MF Ramirez                         3.0              3.0
Donald Ratajczak, Georgia State University           3.0              3.3
David Resler, Nomura Securities International        2.9              2.6
Allan Reynolds, Hudson Institute                     3.3              3.6
Richard Rippe, Prudential Securities                 3.1              3.3
A. Gary Schilling, Schilling & Co.                   3.0              3.0
Allen Sinai, Lehman Brothers                         3.2              3.4
James Smith, University of North Carolina            2.1              1.9
Susan Sterne, Economic Analysis                      2.5              2.5
Donald Straszheim, Merrill Lynch                     2.7              2.3
Thomas Synott III, U.S. Trust Company                3.3              3.4
John Williams, Bankers Trust                         3.0              3.1
Raymond Worseck, A.G. Edwards                        3.6              3.3
David Wyss, DRI/McGraw-Hill                          3.0              2.5
Edward Yardeni, Deutsche Morgan Grenfell             2.2              2.0
Mark Zandi, Regional Financial Associates            3.0              3.2
                                                     ----             ----
                  Average                            3.0%             2.9%

                    Source: Wall Street Journal, July 1, 1996

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The preceding table shows inflation forecasts averaging 3.0% through November of 1996 and 2.9% through May of 1997. Most of the economists in the sample estimate inflation rates ranging from 2.5% to 3.4% for the 12-month period, although several anticipate levels of slightly greater than 3.4%. As a further check on these inflation projections, we have reviewed historical increases in the Consumer Price Index.

Because the value of real estate is predicated on cash flows over a relatively long period, inflation should be considered from a long-term perspective. Between 1986 and 1994, the national CPI increased at an average annual compounded rate of 3.8%. In consideration of these historical trends, the projections set forth above, and our assessment of probable property appreciation levels, we have selected an annual stabilized inflation rate of 3.5% throughout the projection period.

One of the exceptions to this general inflation assumption is the projected growth in average rate. As noted earlier, increases in the subject property's room rate are projected as follows.

================================================================================
Table 10-6 Projected Growth in Average Rate
--------------------------------------------------------------------------------

                                              Increase From
                               Year           Previous Year
                            -------------------------------
                               1997               7.0%
                               1998               5.0
                               1999               4.0
                               2000               3.5
                            Thereafter            3.5

--------------------------------------------------------------------------------

Another exception is the projected rate of growth for the Ramada Plaza Hotel's property taxes. As discussed earlier in this report, property taxes are forecasted to increase by 6.0% in the first three projection years. From 2000 and beyond, property taxes are expected to increase in tandem with the underlying rate of inflation of 3.5%.

Using these inflation assumptions, the base-year income and expense statement (which is expressed in 1995 dollars) is inflated to arrive at projections. Each revenue and expense category will be projected using the inflated base statement to determine the fixed and variable component relationships.

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Rooms Revenue

Rooms revenue is determined by two variables: occupancy and average rate. Earlier in this report, we estimated the subject property's occupancy and average rate as follows.

================================================================================
Table 10-7 Projected Occupancy and Average Rate
--------------------------------------------------------------------------------

                                   1997      1998      1999  Stabilized    2001
--------------------------------------------------------------------------------
Forecast Occupancy Percentage      64.0%     63.0%     63.0%     64.0%     64.0%
Forecast Average Rate            $66.35    $69.67    $72.46    $74.99    $77.62

--------------------------------------------------------------------------------

Rooms revenue is calculated as follows.

================================================================================
Table 10-8 Forecast of Rooms Revenue (+000)
--------------------------------------------------------------------------------

                                                                Number of       Forecast
Calendar Years   Projected        Average         Number         Days in         Rooms
    Ending:      Occupancy       Room Rate       of Units        in Year        Revenue
----------------------------------------------------------------------------------------
     1997          64.0      X   $66.35      X     196      X      365      =   $3,038
     1998          63.0      X    69.67      X     196      X      365      =    3,140
     1999          63.0      X    72.46      X     196      X      365      =    3,266
  Stabilized       64.0      X    74.99      X     196      X      365      =    3,434
     2001          64.0      X    77.62      X     196      X      365      =    3,554

--------------------------------------------------------------------------------

Food and Beverage Revenue

Food and beverage revenue is generated by a hotel's restaurants, lounges, coffee shops, snack bars, banquet rooms, and room service. In addition to providing a source of revenue, these outlets serve as an amenity that assists in the sale of guestrooms. With the exception of properties with active lounges or banquet facilities that draw local residents, in-house guests generally represent a substantial percentage of a hotel's food and beverage patrons.


The Uniform System of Accounts for Hotels/Eighth Revised Edition defines food revenue as "revenue derived from the sale of food, including coffee, milk, tea and soft drinks. Food sales do not include meals charged on employees' (staff) checks." Beverage revenues are "derived from the sale of beverages." In addition to the revenue generated by the sale of food and beverages, hotels often produce other income that is related to this department, such as meeting room rentals, cover charges, service charges, and miscellaneous banquet revenue.

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Although food revenue varies directly with changes in occupancy, the small portion generated by banquet sales and outside capture is relatively fixed.

Food revenue was projected based on this relationship between the fixed and variable components. The following table shows the projected food revenue and several units of comparison that can be used to check the reasonableness of the forecast.

================================================================================
Table 10-9 Forecast of Food Revenue
--------------------------------------------------------------------------------

                               1997       1998       1999   Stabilized     2001
--------------------------------------------------------------------------------
Total Food Revenue (+000)    $1,081     $1,106     $1,145     $1,199     $1,241
Percent of Total Revenue       23.1%      22.9%      22.9%      22.8%      22.8%
Per Available Room           $5,517     $5,642     $5,840     $6,117     $6,331
Per Occupied Room            $23.61     $24.54     $25.40     $26.19     $27.10

--------------------------------------------------------------------------------

Based on these units of comparison, the projected food revenue appears reasonable when compared with industry standards.

Beverage Revenue

Beverage revenue is generated by the sale of alcoholic beverages in a hotel's restaurants and banquet rooms and the sale of alcoholic and nonalcoholic beverages in the bars and lounges.

Based on an analysis of comparable lodging facilities, beverage revenue is estimated to average approximately 35.9% of food revenue. Thus, beverage revenue is projected by multiplying the projected food revenue by 35.9%. The following table illustrates the forecast of beverage revenue.

================================================================================
Table 10-10 Forecast of Beverage Revenue
--------------------------------------------------------------------------------

                                        1997     1998     1999  Stabilized  2001
--------------------------------------------------------------------------------
Total Beverage Revenue (+000)           $388     $397     $411     $431     $446

--------------------------------------------------------------------------------

Telephone Revenue

Telephone revenue is generated by hotel guests who charge local and long-distance calls to their rooms, and by individuals who use the property's public telephones. Prior to the deregulation of the telephone industry in the early 1980s, hotels were limited to a 15% commission on long-distance calls, a mark-up that allowed few profits. Deregulation and the development of sophisticated call-accounting equipment have resulted in profitable

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telephone departments. State-of-the-art equipment is capable of least-cost routing, automatic price billing, and posting telephone charges to guest folios. Hotels can select among various long-distance services, and can also work with any one of a number of Alternative Operator Services (AOS). These systems route and price calls, and may provide additional services.

In recent years, the hospitality industry has experienced diverging trends with respect to telephone revenue. Prices per call have increased, in some cases dramatically, yielding departmental profits as high as 50% to 55%. However, the number of long-distance calls billed per occupied room has declined as a result of the extensive use of long-distance carrier services that can be accessed locally or through a toll-free number. When guests charge long-distance calls to their personal or business accounts in this manner, the hotel loses the revenue associated with long-distance tariffs and mark-ups, and only receives an access fee.

Most telephone revenue varies directly with changes in occupancy. However, there is a small fixed component consisting of public telephone revenue, which is primarily generated by individuals using the hotel's food, beverage, and meeting facilities. Using this fixed and variable relationship, the subject property's telephone revenue is projected as follows.

================================================================================
Table 10-11 Forecast of Telephone Revenue
--------------------------------------------------------------------------------

                                   1997     1998     1999    Stabilized    2001
-------------------------------------------------------------------------------
Total Telephone Revenue (+000)    $ 114    $ 117    $ 121      $ 127      $ 131
Percent of Total Revenue            2.4%     2.4%     2.4%       2.4%       2.4%
Amount Per Available Room         $ 584    $ 596    $ 616      $ 647      $ 670
Amount Per Occupied Room          $2.49    $2.60    $2.68      $2.77      $2.86

--------------------------------------------------------------------------------

Other Income

Other income is derived from sources other than guestrooms, food and beverages, and telephone services. Depending on the type of hotel and the facilities and amenities offered, other income may include the following items.


o Rentals - stores, office space, concession space, showcases, clubs, and storage.


o Commissions from auto rentals, photography, telegrams, and vending services.

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o Concessions - revenue derived from charges for the privilege of operating departments that could be operated by the hotel. Gift shops, barber shops, and beauty salons are often operated as concessions.

o     Laundry, dry cleaning, and fax services.

o Cash discounts earned - discounts from creditors' accounts for payment within the discount period. This item does not include trade discounts, which are a deduction from the cost of goods sold.

o     Electronic games and pinball machines.

o     Forfeited advance deposits and guaranteed no-shows.

p Service charges - service charges that are added to a customer's account but are not paid to service personnel.

o     Interest income - interest from house accounts.

o     Salvage - revenue from the sale of old or obsolete items.

Other income is highly sensitive to changes in occupancy and slightly correlated to food and beverage volume. Using this fixed and variable relationship, the subject property's other income is projected as follows.

================================================================================
Table 10-12 Forecast of Other Income
--------------------------------------------------------------------------------

                                 1997      1998      1999    Stabilized   2001
-------------------------------------------------------------------------------
Total Other Income (+000)       $  59     $  61     $  63      $  66     $  68
Percent of Total Revenue          1.3%      1.3%      1.3%       1.2%      1.3%
Amount Per Available Room       $ 302     $ 311     $ 322      $ 335     $ 347
Amount Per Occupied Room        $1.29     $1.35     $1.40      $1.44     $1.49

--------------------------------------------------------------------------------

Rooms Expense

Rooms expense consists of items related to the sale and upkeep of guestrooms and public space. Salaries, wages, and employee benefits account for a substantial portion of this category. Although payroll varies somewhat with occupancy (because managers can schedule maids, bell personnel, and house cleaners to work when demand requires), much of a hotel's payroll is fixed. Front desk personnel, public area cleaners, the housekeeper, and other supervisors must be maintained at all times. As a result, salaries, wages, and employee benefits are only moderately sensitive to changes in occupancy.

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Commissions represent remuneration to travel agents for booking rooms. Because these fees are based on a percentage of rooms revenue, they are highly dependent on occupancy and rate. Reservations is a similar expense that reflects the cost of a franchise reservation system that typically bills as a percentage of rooms revenue. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are only slightly affected by changes in volume. In light of these considerations, we project the subject property's rooms expense as follows.

================================================================================
Table 10-13 Forecast of Rooms Expense
--------------------------------------------------------------------------------

                                1997      1998      1999    Stabilized    2001
--------------------------------------------------------------------------------
Total Rooms Expense (+000)     $  745    $  766    $  793     $  826     $  855
Percent of Rooms Revenue         24.5%     24.4%     24.3%      24.0%      24.1%
Amount per Available Room      $3,800    $3,908    $4,044     $4,214     $4,361
Amount per Occupied Room       $16.64    $17.37    $17.99     $18.46     $19.09

--------------------------------------------------------------------------------

Food and Beverage Expense

Food and beverage expenses consist of items necessary for the operation of a hotel's food, beverage, and banquet facilities. Although food and beverage revenues are projected separately and occupy separate categories on a hotel's income and expense statement, the corresponding expenses are combined into a single category.

The costs associated with food and beverage sales and payroll are moderately to highly correlated to food and beverage revenues, and comprise a substantial portion of this category. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are very slightly dependent on volume. Although the other expense items are basically fixed, they represent a relatively insignificant factor. After considering the fixed and variable components, we forecast the subject property's food and beverage expense as follows.

HVS International, Mineola, New York         Income Capitalization Approach  107
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Table 10-14 Forecast of Food and Beverage Expense
--------------------------------------------------------------------------------

                                          1997        1998        1999     Stabilized     2001
------------------------------------------------------------------------------------------------
Total F&B Expense (+000)                 $1,045      $1,075      $1,113      $1,159      $1,199
Percent of Food and Beverage Revenue       71.1%       71.6%       71.5%       71.1%       71.1%
Amount per Available Room                $5,330      $5,487      $5,680      $5,912      $6,118
Amount per Occupied Room                 $22.82      $23.85      $24.69      $25.31      $26.19

--------------------------------------------------------------------------------

Telephone Expense

Telephone expense consists of all costs associated with this department. In the case of small hotels with automated systems, the operation of telephones may be an additional responsibility of front desk personnel; however, most large properties employ full-time operators.

The bulk of the telephone expense consists of the cost of local and long-distance calls billed by the telephone companies that provide these services. Because most calls are made by in-house guests, these costs are moderately correlated to occupancy. Unless a particular hotel department incurs high expenses, use of telephone services by hotel employees is charged to this account. The remaining costs, which include salaries, wages, printing, and other expenses, are moderately fixed.
The following table illustrates our forecast of telephone expense.

================================================================================
Table 10-15 Forecast of Telephone Expense
--------------------------------------------------------------------------------

                                   1997      1998      1999   Stabilized   2001
--------------------------------------------------------------------------------
Total Telephone Expense (+000)    $  59     $  60     $  62     $  65     $  67
Percent of Telephone Revenue       51.4%     51.6%     51.6%     51.2%     51.3%
Amount per Available Room         $ 299     $ 308     $ 319     $ 332     $ 343
Amount per Occupied Room          $1.29     $1.33     $1.38     $1.42     $1.46

--------------------------------------------------------------------------------

Other Income Expense

Other income expense consists of costs associated with other income, and is dependent on the nature of the revenue. For example, if a hotel leases its gift shop to an outside operator, the expenses are limited to items such as rental fees and commissions. If the property operates its own gift shop, both revenues and expenses will be higher, and the hotel is responsible for the cost of goods sold, payroll, and so forth. Using a fixed and variable forecasting model, we project the subject property's other income expense as follows.

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Table 10-16 Forecast of Other Income Expense
--------------------------------------------------------------------------------

                                       1997     1998     1999  Stabilized  2001
--------------------------------------------------------------------------------
Total Other Income Expense (+000)     $   4    $   4    $   4    $   4    $   4
Percent of Other Income Revenue         6.5%     6.5%     6.5%     6.4%     6.5%
Amount per Available Room             $  20    $  20    $  21    $  22    $  22
Amount per Occupied Room              $0.09    $0.09    $0.09    $0.09    $0.09

--------------------------------------------------------------------------------

Administrative and General Expense

Administrative and general expense includes the salaries and wages of all administrative personnel who are not directly associated with a particular department. Expense items related to the management and operation of the property are also allocated to this category.

Most administrative and general expenses are relatively fixed. The exceptions are cash overages and shortages; commissions on credit card charges; provision for doubtful accounts, which are moderately affected by the number of transactions or total revenue; and salaries, wages, and benefits, which are very slightly influenced by volume.

In recent years, several new items have been added to the administrative and general expense category. Human resources includes the cost of recruiting, relocating, and training personnel. Security consists of the cost of contract security for the property and related expenses.

The general insurance category includes premiums for liability, fidelity, life, theft coverage, and business interruption insurance. Fire and extended-coverage insurance on the building and contents is a separate insurance expense category. Liability insurance covers third-party actions involving bodily injury and personal property, and is typically based on rooms receipts, meeting and banquet income, and food and beverage revenue. Factors that may have an impact on a hotel's liability expense include the size of the meeting, banquet, and restaurant facilities; the ratio between the amount of alcohol served and total food and beverage sales; the presence of a dance floor; a high-rise structure; a swimming pool; life safety support systems; and the guest transportation services provided by the hotel. The following table illustrates our forecast of administrative and general expense.

HVS International, Mineola, New York         Income Capitalization Approach  109
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Table 10-17 Forecast of Administrative and General Expense
--------------------------------------------------------------------------------

                                              1997         1998         1999      Stabilized      2001
--------------------------------------------------------------------------------------------------------
Total Administrative & General Exp. (+000)   $  488       $  505       $  523       $  544       $  563
Percentage of Total Revenue                    10.4%        10.5%        10.4%        10.3%        10.3%
Amount per Available Room                    $2,490       $2,577       $2,668       $2,776       $2,872
Amount per Occupied Room                     $10.67       $11.20       $11.60       $11.88       $12.30

--------------------------------------------------------------------------------

Management Fee

Management expense consists of the basic fee paid to the type of company that is anticipated to operate the subject property. Some companies provide management services alone, while others also provide a brand name affiliation. When a management company has no brand identification, the property owner often acquires a franchise that provides the necessary image and recognition. Although most hotel management companies employ a fee schedule that includes a basic fee (usually a percentage of total revenue) and an incentive fee (usually a percentage of defined profit), the incentive portion is often subordinated to debt service and does not appear in a forecast of net income before debt service. Basic hotel management fees are almost always based on a percentage of total revenue, which means they have no fixed component.

Although the incentive fee does not decrease the cash flow available for debt service, it does reduce the potential cash flow to equity, and must be accounted for in the valuation process. Generally, the most appropriate procedure for handling the impact of the incentive fee on the equity component is to use the projected net income before debt service and incentive fee, but adjust the equity dividend or yield rate upward to reflect this added management cost. The adjusted equity dividend and yield rates will be described later in this section.

The subject property is operated by Remington Hospitality, Inc.. According to the management agreement between Woburn Massachusetts Hotel II Limited Partnership and Remington Hospitality, Inc., a fee of 3% of gross revenues is due to the management company. Based on our review of the current market for management contracts, we are of the opinion that this fee is consistent with prevailing market terms. Applying this management fee structure to the projection of total revenue yields the following forecast of the subject property's management fee.

HVS International, Mineola, New York         Income Capitalization Approach  110
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Table 10-18 Forecast of Management Fee
--------------------------------------------------------------------------------

                                        1997    1998    1999   Stabilized   2001
--------------------------------------------------------------------------------
Management Fee Expense (+000)           $140    $145    $150      $158      $163

--------------------------------------------------------------------------------

Marketing Expense

Marketing expense consists of all costs associated with advertising, sales, and promotion; these activities are intended to attract and retain customers. Marketing can be used to create an image, develop customer awareness, and stimulate patronage of a property's various facilities.

The marketing category is unique in that all expense items, with the exception of fees and commissions, are totally controlled by management. Most hotel operators establish an annual marketing budget that sets forth all planned expenditures. If the budget is followed, total marketing expenses can be projected accurately.

Marketing expenditures are unusual because although there is a lag period before results are realized, the benefits are often extended over a long period. Depending on the type and scope of the advertising and promotion program implemented, the lag time can be as short as a few weeks or as long as several years. However, the favorable results of an effective marketing campaign tend to linger, and a property often enjoys the benefits of concentrated sales efforts for many months.

Marketing expense can be divided into five categories: sales, reservations, advertising and merchandising, other marketing activities, and fees and commissions. Together, these categories include all marketing efforts made by hotel personnel and outside parties. Marketing expenses are fixed with the exception of reservations, fees, and commissions, which are calculated as a percentage of rooms revenue.

Based on the location of the subject property, the local market for transient accommodations, the competitive environment, and the hotel's anticipated market segmentation, we have developed the following marketing forecast using a fixed and variable component model.

HVS International, Mineola, New York         Income Capitalization Approach  111
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Table 10-19 Forecast of Marketing Expense
--------------------------------------------------------------------------------

                                  1997      1998      1999   Stabilized   2001
--------------------------------------------------------------------------------
Total Marketing Expense (+000)   $  248    $  257    $  266    $  277    $  286
Percentage of Total Revenue         5.3%      5.3%      5.3%      5.3%      5.3%
Amount per Available Room        $1,267    $1,309    $1,356    $1,411    $1,460
Amount per Occupied Room         $ 5.42    $ 5.69    $ 5.90    $ 6.04    $ 6.25

--------------------------------------------------------------------------------

Franchise Fee

Franchise expense represents the fees paid to Ramada for the use of the company's name, trade marks, and service marks. The following table illustrates the projection of the subject property's franchise fee.

================================================================================
Table 10-20 Forecast of Franchise Fee
--------------------------------------------------------------------------------

                                        1997    1998    1999   Stabilized   2001
--------------------------------------------------------------------------------
Franchise Fees Expense (+000)           $122    $126    $131      $137      $142

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Property Operations and Maintenance

Property operations and maintenance expense is another expense category that is largely controlled by management. Except for repairs that are necessary to keep the facility open and prevent damage (e.g., plumbing, heating, and electrical items), most maintenance can be deferred for varying lengths of time.

Maintenance is an accumulating expense. If management elects to postpone performing a required repair, they have not eliminated or saved the expenditure; they have only deferred payment until a later date. A lodging facility that operates with a lower-than-normal maintenance budget is likely to accumulate a considerable amount of deferred maintenance.

The age of a lodging facility has a strong influence on the required level of maintenance. A new or thoroughly renovated property is protected for several years by modern equipment and manufacturers' warranties. However, as a hostelry grows older, maintenance expenses escalate. A well-organized preventive maintenance system often helps delay deterioration, but most facilities face higher property operations and maintenance costs each year, regardless of the occupancy trend. The quality of initial construction can also have a direct impact on future maintenance requirements. The use of high-

HVS International, Mineola, New York         Income Capitalization Approach  112
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quality building materials and construction methods generally reduces the need for maintenance expenditures over the long term.

Property operations and maintenance is considered an operating expense; as such, it includes only those components that can be expensed, rather than capitalized, under Internal Revenue Service regulations. For example, if a table leg is broken, the repair of that leg is considered an expense and is chargeable to property operations and maintenance. If the table is replaced, it becomes a capital expenditure and does not appear under the property operations and maintenance category. Appraisers account for capital replacement of items such as furniture and equipment in the reserve for replacement account, which is discussed later in this section. Property operations and maintenance costs are relatively fixed, and are projected as follows.

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Table 10-21 Forecast of Property Operations and Maintenance Expense
--------------------------------------------------------------------------------

                                                 1997      1998      1999    Stabilized     2001
-------------------------------------------------------------------------------------------------
Total Property Oper. & Maint. Exp. (+000)        $243      $251      $260        $271       $280
Percentage of Total Revenue                       5.2%      5.2%      5.2%        5.2%       5.2%
Amount per Available Room                      $1,240    $1,282    $1,328      $1,382     $1,430
Amount per Occupied Room                        $5.31     $5.57     $5.78       $5.91      $6.12

--------------------------------------------------------------------------------

Energy Expense

The energy consumption of a lodging facility takes several forms, including water and space heating, air conditioning, lighting, cooking fuel, and other miscellaneous power requirements. The most common sources of hotel energy are electricity, natural gas, fuel oil, and steam. This category also includes the cost of water service.

Total energy cost depends on the source and quantity of fuel used. Electricity tends to be the most expensive source, followed by oil and gas. Although all hotels consume a sizable amount of electricity, many properties supplement their energy requirements with less expensive sources, such as gas and oil, for heating and cooking.

A large portion of a hostelry's energy consumption is relatively fixed. Restaurants, kitchens, public areas, and corridors must be continually lighted and climate-controlled, regardless of occupancy. The energy cost of an additional occupied room (i.e., a few hours of light, television, heat, or air conditioning) is minimal. The following table presents our forecast of the subject property's energy expense.

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Table 10-22 Forecast of Energy Expense
--------------------------------------------------------------------------------

                               1997      1998      1999     Stabilized    2001
--------------------------------------------------------------------------------
Total Energy Expense (+000)     $444      $459      $476        $493       $511
Percentage of Total Revenue      9.5%      9.5%      9.5%        9.4%       9.4%
Amount per Available Room     $2,266    $2,344    $2,427      $2,517     $2,605
Amount per Occupied Room       $9.70    $10.19    $10.56      $10.77     $11.15

--------------------------------------------------------------------------------

Property Taxes

The estimate of property taxes was detailed in a previous section of this report. The following table summarizes these projections.

================================================================================
Table 10-23 Forecast of Property Taxes
--------------------------------------------------------------------------------

                                   1997     1998     1999    Stabilized    2001
--------------------------------------------------------------------------------
Forecast Property Taxes (+000)     $210     $222     $230       $238       $247

--------------------------------------------------------------------------------

Insurance Expense

The insurance expense category consists of the cost of insuring the hotel and its contents against damage or destruction by fire, weather, sprinkler leakage, boiler explosion, plate glass breakage, and so forth. It does not include liability coverage, which is a component of administrative and general expense.

Insurance rates are based on many factors, including building design and construction, fire detection and extinguishing equipment, fire district, distance from the firehouse, and the area's fire experience. Insurance expenses do not vary with occupancy.

Based on historical levels, we project the subject property's insurance expense at approximately $210,000 in 1997. In subsequent years, this amount is assumed to increase in tandem with inflation. The following table outlines our projection of insurance expense.

HVS International, Mineola, New York         Income Capitalization Approach  114
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Table 10-24 Forecast of Insurance Expense
--------------------------------------------------------------------------------

                                        1997    1998    1999    Stabilized  2001
--------------------------------------------------------------------------------
Forecast Insurance Expense (+000)        $73     $76     $79       $81       $84

--------------------------------------------------------------------------------

Reserve for Replacement

Furniture, fixtures, and equipment are essential to the operation of a lodging facility, and their quality often influences a property's class. This category includes all non-real estate items that are capitalized, rather than expensed. The furniture, fixtures, and equipment of a hotel are exposed to heavy use and must be replaced at regular intervals. The useful life of these items is determined by their quality, durability, and the amount of guest traffic and use.

Periodic replacement of furniture, fixtures, and equipment is essential to maintain the quality, image, and income-producing potential of a lodging facility. Because capitalized expenditures are not included in the operating statement but nevertheless affect an owner's cash flow, an appraisal should reflect these expenses in the form of an appropriate reserve for replacement.

Our industry experience indicates that a reserve for replacement of 3% to 5% of total revenue is generally sufficient to provide for the timely replacement of furniture, fixtures, and equipment. Because the reserve for replacement is based on a percentage of total revenue, it has no fixed component.

Based on an analysis of comparable lodging facilities, we believe that a reserve for replacement of 4% of total revenue is sufficient to provide for the periodic replacement of the subject property's furniture, fixtures, and equipment. This amount is consistent with the reserve account contributions currently made by the hotel. The following table summarizes the projected reserve for replacement.

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Table 10-25 Forecast of Reserve for Replacement
--------------------------------------------------------------------------------

                                        1997    1998    1999   Stabilized   2001
--------------------------------------------------------------------------------
Reserve for Replacement Exp. (+000)     $187    $193    $200      $210      $218

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Ground Rent

Because Ashford Financial Corporation currently holds the leasehold interest in the subject property, the Ramada Plaza Hotel has historically incurred ground rent. However, as noted earlier, a purchase option exists in the ground lease involving the subject property whereby the lessee, or assignee

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of the lease, can purchase the real property for $450,000 if exercised after March 1, 1992. Representatives of Ashford Financial Corporation has reported that the option will be exercised prior to the date of value of this appraisal. Consequently, we have omitted ground rent in our projection of income and expense.

Summary of Projections

Based on the preceding analysis, we have formulated a forecast of income and expense. The table on the following page presents a detailed forecast through the stabilized year, including amounts per available room (PAR) and per occupied room (POR). For the purpose of comparison, this table also presents the subject property's most recent full year of operating history. The second table illustrates our ten-year forecast of income and expense in less detail. The forecasts pertain to calendar operating years beginning January 1, 1997, and are expressed in inflated dollars for each year.

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Table 10-26 Detailed Forecast of Income and Expense through the Stabilized Year and Most Recent Operating History, Ramada Plaza Hotel, Woburn, Massachusetts (+000)
--------------------------------------------------------------------------------

                                    Historical Operating Results
                                -----------------------------------
Calendar Years Ending:            1995                                  1997
Number of Rooms:                   196                                   196
Occupancy:                       59.5%                                 64.0%
Average Rate:                   $51.45                                $66.35
Days Open:                         365                                   365
Occupied Rooms:                 40,380   % Gross     PAR      POR     45,786   % Gross    PAR       POR
----------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                        $2,078     64.4%   $10,600   $51.45   $3,038     64.9%  $15,500   $66.35
   Food                            810     25.1      4,132    20.06    1,081     23.1     5,515    23.61
   Beverage                        254      7.9      1,298     6.30      388      8.3     1,980     8.47
   Telephone                        67      2.1        340     1.65      114      2.4       582     2.49
   Other Income                     15      0.5         78     0.38       59      1.3       301     1.29
     Total Revenues              3,224    100.0     16,448    79.84    4,680    100.0    23,878   102.22
----------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                           587     28.3      2,995    14.54      762     25.1     3,888    16.64
   Food & Beverage                 793     74.5      4,045    19.63    1,045     71.1     5,332    22.82
   Telephone                        41     61.5        209     1.02       59     51.8       301     1.29
   Other Income                      4     23.3         18     0.09        4      6.8        20     0.09
     Total Dept. Expenses        1,424     44.2      7,267    35.28    1,870     40.0     9,541    40.84
----------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME              1,799     55.8      9,181    44.56    2,810     60.0    14,337    61.37
----------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General        426     13.2      2,172    10.54      488     10.4     2,490    10.66
   Management Fee                   97      3.0        494     2.40      140      3.0       714     3.06
   Marketing                       216      6.7      1,104     5.36      248      5.3     1,265     5.42
   Franchise Fees                   61      1.9        311     1.51      122      2.6       622     2.66
   Property Oper. & Maint          222      6.9      1,134     5.51      243      5.2     1,240     5.31
   Energy                          353     11.0      1,803     8.75      444      9.5     2,265     9.70
     Total Operating Expenses    1,376     42.7      7,018    34.06    1,685     36.0     8,597    36.80
----------------------------------------------------------------------------------------------------------
HOUSE PROFIT                       424     13.1      2,163    10.50    1,125     24.0     5,740    24.57
----------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                  234      7.3      1,195     5.80      210      4.5     1,071     4.59
   Insurance                        47      1.5        240     1.16       73      1.6       372     1.59
   Reserve for Replacement         129      4.0        658     3.19      187      4.0       954     4.08
   Rent                             86      2.7        439     2.13        0      0.0         0     0.00
      Total                        496     15.5      2,532    12.29      470     10.1     2,398    10.27
----------------------------------------------------------------------------------------------------------
NET INCOME                        ($72)    (2.4)      (369)  ($1.79)    $655     13.9    $3,342   $14.31
==========================================================================================================

Food/Rooms                       39.0%                                 35.6%
Beverage/Food                    31.4%                                 35.9%
Telephone/Rooms                   3.2%                                  3.8%
Other Income/Rooms                0.7%                                  1.9%


Calendar Years Ending:             1998                                1999
Number of Rooms:                    196                                 196
Occupancy:                        63.0%                               63.0%
Average Rate:                    $69.67                              $72.46
Days Open:                          365                                 365
Occupied Rooms:                 445,070   % Gross    PAR      POR    45,070   % Gross     PAR      POR
-------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                         $3,140     65.2%  $16,020   $69.67  $3,266     65.2%  $16,663   $72.46
   Food                           1,106     22.9     5,643    24.54   1,145     22.9     5,842    25.40
   Beverage                         397      8.2     2,026     8.81     411      8.2     2,097     9.12
   Telephone                        117      2.4       597     2.60     121      2.4       617     2.68
   Other Income                      61      1.3       311     1.35      63      1.3       321     1.40
     Total Revenues               4,821    100.0    24,597   106.97   5,006    100.0    25,541   111.07
-------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                            783     24.9     3,995    17.37     811     24.8     4,138    17.99
   Food & Beverage                1,075     71.5     5,485    23.85   1,113     71.5     5,679    24.69
   Telephone                         60     51.3       306     1.33      62     51.2       316     1.38
   Other Income                       4      6.6        20     0.09       4      6.3        20     0.09
     Total Dept. Expenses         1,922     39.9     9,806    42.64   1,990     39.8    10,153    44.15
-------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME               2,899     60.1    14,791    64.32   3,016     60.2    15,388    66.92
-------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General         505     10.5     2,577    11.20     523     10.4     2,668    11.60
   Management Fee                   145      3.0       740     3.22     150      3.0       765     3.33
   Marketing                        257      5.3     1,311     5.70     266      5.3     1,357     5.90
   Franchise Fees                   126      2.6       643     2.80     131      2.6       668     2.91
   Property Oper. & Maint           251      5.2     1,281     5.57     260      5.2     1,327     5.77
   Energy                           459      9.5     2,342    10.18     476      9.5     2,429    10.56
     Total Operating Expenses     1,743     36.1     8,893    38.67   1,806     36.0     9,214    40.07
-------------------------------------------------------------------------------------------------------
HOUSE PROFIT                      1,156     24.0     5,898    25.65   1,210     24.2     6,173    26.85
-------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                   222      4.6     1,133     4.93     230      4.6     1,173     5.10
   Insurance                         76      1.6       388     1.69      79      1.6       403     1.75
   Reserve for Replacement          193      4.0       985     4.28     200      4.0     1,020     4.44
   Rent                               0      0.0         0     0.00       0      0.0         0     0.00
      Total                         491     10.2     2,505    10.89     509     10.2     2,597    11.29
-------------------------------------------------------------------------------------------------------
NET INCOME                         $665     13.8    $3,393   $14.75    $701     14.0    $3,577   $15.55
=======================================================================================================

Food/Rooms                        35.2%                               35.1%
Beverage/Food                     35.9%                               35.9%
Telephone/Rooms                    3.7%                                3.7%
Other Income/Rooms                 1.9%                                1.9%


Calendar Years Ending:         Stabilized                                 2001
Number of Rooms:                      196                                  196
Occupancy:                          64.0%                                64.0%
Average Rate:                      $74.99                               $77.62
Days Open:                            365                                  365
Occupied Rooms:                    45,786   % Gross    PAR       POR    45,786   % Gross    PAR       POR
----------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                           $3,434     65.3%  $17,520   $75.00    3,554     65.3%  $18,133   $77.62
   Food                             1,199     22.8     6,117    26.19    1,241     22.8     6,332    27.10
   Beverage                           431      8.2     2,199     9.41      446      8.2     2,276     9.74
   Telephone                          127      2.4       648     2.77      131      2.4       668     2.86
   Other Income                        66      1.3       337     1.44       68      1.3       347     1.49
     Total Revenues                 5,257    100.0    26,821   114.82    5,440    100.0    27,755   118.81
----------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                              845     24.6     4,311    18.46      874     24.6     4,459    19.09
   Food & Beverage                  1,159     71.1     5,913    25.31    1,199     71.1     6,117    26.19
   Telephone                           65     51.2       332     1.42       67     51.1       342     1.46
   Other Income                         4      6.1        20     0.09        4      5.9        20     0.09
     Total Dept. Expenses           2,073     39.4    10,577    45.28    2,144     39.4    10,939    46.83
----------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME                 3,184     60.6    16,245    69.54    3,296     60.6    16,816    71.99
----------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General           544     10.3     2,776    11.88      563     10.3     2,872    12.30
   Management Fee                     158      3.0       806     3.45      163      3.0       832     3.56
   Marketing                          277      5.3     1,413     6.05      286      5.3     1,459     6.25
   Franchise Fees                     137      2.6       699     2.99      142      2.6       724     3.10
   Property Oper. & Maint             271      5.2     1,383     5.92      280      5.1     1,429     6.12
   Energy                             493      9.4     2,515    10.77      511      9.4     2,607    11.16
     Total Operating Expenses       1,880     35.8     9,592    41.06    1,945     35.7     9,923    42.48
----------------------------------------------------------------------------------------------------------
HOUSE PROFIT                        1,304     24.8     6,653    28.48    1,351     24.9     6,893    29.51
----------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                     238      4.5     1,214     5.20      247      4.5     1,260     5.39
   Insurance                           81      1.5       413     1.77       84      1.5       429     1.83
   Reserve for Replacement            210      4.0     1,071     4.59      218      4.0     1,112     4.76
   Rent                                 0      0.0         0     0.00        0      0.0         0     0.00
      Total                           529     10.0     2,699    11.55      549     10.0     2,801    11.99
----------------------------------------------------------------------------------------------------------
NET INCOME                           $775     14.8    $3,954   $16.93     $802     14.9    $4,092   $17.52
==========================================================================================================

Food/Rooms                          34.9%                                34.9%
Beverage/Food                       35.9%                                35.9%
Telephone/Rooms                      3.7%                                 3.7%
Other Income/Rooms                   1.9%                                 1.9%

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Table  10-27 Ten-Year Forecast of Income and Expense, Ramada Plaza Hotel,
             Woburn, Massachusetts (+000)
--------------------------------------------------------------------------------

Calendar Years Ending:       1997              1998              1999              2000              2001              2002
                           ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Number of Rooms:              196               196               196               196               196               196
Occupied Rooms:            45,786            45,070            45,070            45,786            45,786            45,786
Occupancy:                  64.0%   % of      63.0%   % of      63.0%   % of      64.0%   % of      64.0%   % of      64.0%   % of
Average Rate:              $66.35   Gross    $69.67   Gross    $72.46   Gross    $74.99   Gross    $77.62   Gross    $80.33   Gross
------------------------   ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
REVENUE
   Rooms                   $3,038    64.9%   $3,140    65.2%   $3,266    65.2%   $3,434    65.3%   $3,554    65.3%   $3,678    65.4%
   Food                     1,081    23.1     1,106    22.9     1,145    22.9     1,199    22.8     1,241    22.8     1,284    22.8
   Beverage                   388     8.3       397     8.2       411     8.2       431     8.2       446     8.2       461     8.2
   Telephone                  114     2.4       117     2.4       121     2.4       127     2.4       131     2.4       136     2.4
   Other Income                59     1.3        61     1.3        63     1.3        66     1.3        68     1.3        70     1.2
      Total                 4,680   100.0     4,821   100.0     5,006   100.0     5,257   100.0     5,440   100.0     5,629   100.0
------------------------   ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
DEPARTMENTAL EXPENSES
   Rooms                      762    25.1       783    24.9       811    24.8       845    24.6       874    24.6       905    24.6
   Food & Beverage          1,045    71.1     1,075    71.5     1,113    71.5     1,159    71.1     1,199    71.1     1,241    71.1
   Telephone                   59    51.8        60    51.3        62    51.2        65    51.2        67    51.1        70    51.5
   Other Income                 4     6.8         4     6.6         4     6.3         4     6.1         4     5.9         5     7.1
      Total                 1,870    40.0     1,922    39.9     1,990    39.8     2,073    39.4     2,144    39.4     2,221    39.5
------------------------   ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
DEPARTMENTAL INCOME         2,810    60.0     2,899    60.1     3,016    60.2     3,184    60.6     3,296    60.6     3,408    60.5
------------------------   ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
OPERATING EXPENSES
   Administrative & General   488    10.4       505    10.5       523    10.4       544    10.3       563    10.3       583    10.4
   Management Fee             140     3.0       145     3.0       150     3.0       158     3.0       163     3.0       169     3.0
   Marketing                  248     5.3       257     5.3       266     5.3       277     5.3       286     5.3       296     5.3
   Franchise Fees             122     2.6       126     2.6       131     2.6       137     2.6       142     2.6       147     2.6
   Property Oper. & Maint     243     5.2       251     5.2       260     5.2       271     5.2       280     5.1       290     5.2
   Energy                     444     9.5       459     9.5       476     9.5       493     9.4       511     9.4       528     9.4
      Total                 1,685    36.0     1,743    36.1     1,806    36.0     1,880    35.8     1,945    35.7     2,013    35.9
------------------------   ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
HOUSE PROFIT                1,125    24.0     1,156    24.0     1,210    24.2     1,304    24.8     1,351    24.9     1,395    24.6
------------------------   ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
FIXED EXPENSES
   Property Taxes             210     4.5       222     4.6       230     4.6       238     4.5       247     4.5       255     4.5
   Insurance                   73     1.6        76     1.6        79     1.6        81     1.5        84     1.5        87     1.5
   Reserve for Replacement    187     4.0       193     4.0       200     4.0       210     4.0       218     4.0       225     4.0
      Total                   470    10.1       491    10.2       509    10.2       529    10.0       549    10.0       567    10.0
------------------------   ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
NET INCOME                   $655    13.9%     $665    13.8%     $701    14.0%     $775    14.8%     $802    14.9%     $828    14.6%
========================   ===============   ===============   ===============   ===============   ===============   ===============


Calendar Years Ending:       2003              2004              2005              2006
                           ---------------   ---------------   ---------------   ----------------

Number of Rooms:              196               196               196               196
Occupied Rooms:            45,786            45,786            45,786            45,786
Occupancy:                  64.0%   % of      64.0%   % of      64.0%   % of      64.0%    % of
Average Rate:              $83.15   Gross    $86.06   Gross    $89.07   Gross    $92.19    Gross
------------------------   ---------------   ---------------   ---------------   ----------------
REVENUE
   Rooms                   $3,807    65.3%   $3,940    65.4%   $4,078    65.4%   $4,221%    65.3%
   Food                     1,329    22.8     1,376    22.8     1,424    22.8     1,474     22.8
   Beverage                   478     8.2       494     8.2       512     8.2       530      8.2
   Telephone                  141     2.4       146     2.4       151     2.4       156      2.4
   Other Income                73     1.3        75     1.2        78     1.2        81      1.3
      Total                 5,828   100.0     6,031   100.0     6,243   100.0     6,462    100.0
------------------------   ---------------   ---------------   ---------------   ----------------
DEPARTMENTAL EXPENSES
   Rooms                      937    24.6       969    24.6     1,003    24.6     1,038     24.6
   Food & Beverage          1,285    71.1     1,329    71.1     1,376    71.1     1,424     71.1
   Telephone                   72    51.1        75    51.4        77    51.0        80     51.3
   Other Income                 5     6.8         5     6.7         5     6.4         5      6.2
      Total                 2,299    39.4     2,378    39.4     2,461    39.4     2,547     39.4
------------------------   ---------------   ---------------   ---------------   ----------------
DEPARTMENTAL INCOME         3,529    60.6     3,653    60.6     3,782    60.6     3,915     60.6
------------------------   ---------------   ---------------   ---------------   ----------------
OPERATING EXPENSES
   Administrative & General   603    10.3       624    10.3       646    10.3       669     10.4
   Management Fee             175     3.0       181     3.0       187     3.0       194      3.0
   Marketing                  307     5.3       317     5.3       328     5.3       340      5.3
   Franchise Fees             152     2.6       158     2.6       163     2.6       169      2.6
   Property Oper. & Maint     300     5.1       311     5.2       322     5.2       333      5.2
   Energy                     547     9.4       566     9.4       586     9.4       606      9.4
      Total                 2,084    35.7     2,157    35.8     2,232    35.8     2,311     35.9
------------------------   ---------------   ---------------   ---------------   ----------------
HOUSE PROFIT                1,445    24.9     1,496    24.8     1,550    24.8     1,604     24.7
------------------------   ---------------   ---------------   ---------------   ----------------
FIXED EXPENSES
   Property Taxes             264     4.5       273     4.5       283     4.5       293      4.5
   Insurance                   90     1.5        94     1.6        97     1.6       100      1.5
   Reserve for Replacement    233     4.0       241     4.0       250     4.0       258      4.0
      Total                   587    10.0       608    10.1       630    10.1       651     10.0
------------------------   ---------------   ---------------   ---------------   ----------------
NET INCOME                   $858    14.9%     $888    14.7%     $920    14.7%     $953      4.7%
========================   ===============   ===============   ===============   ================

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The conversion of a property's projected net income into an estimate of value is based on the premise that investors typically purchase real estate with a small amount of equity cash (25% to 40%) and a large amount of mortgage financing (60% to 75%). The amounts and terms of available mortgage financing and the rates of return that are required to attract sufficient equity capital form the basis for allocating the net income between the mortgage and equity components and deriving a value estimate.

Mortgage Component

Data for the mortgage component may be developed from statistics of actual hotel mortgages made by long-term lenders. The American Council of Life Insurance, which represents 20 large life insurance companies, publishes quarterly information pertaining to the hotel mortgages issued by its member companies. The following table summarizes the average mortgage interest rates of the hotel loans made by these lenders. In addition, the A corporate bond yield (as reported by Moody's Bond Record) is shown for the purpose of comparison.

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Table 10-28 Average Mortgage Interest Rates and Average A Corporate Bond Yields
--------------------------------------------------------------------------------

                                                           Average A
                                           Average         Corporate
                  Year                  Interest Rate      Bond Yield
           ----------------------------------------------------------
           1st Quarter 1996                 7.79%              7.37%
           4th Quarter 1995                 8.44               7.28
           3rd Quarter 1995                 8.61               7.67
           2nd Quarter 1995                 9.25               7.87
           1st Quarter 1995                 9.14               8.50
           3rd Quarter 1994                 9.64               8.48
           2nd Quarter 1994                 9.38               8.28
           4th Quarter 1993                 9.38               7.80
           3rd Quarter 1993                 8.41               7.28
           2nd Quarter 1993                10.53               9.65
           4th Quarter 1992                 9.43               8.48
           3rd Quarter 1992                 9.99               8.38
           2nd Quarter 1992                 9.47               8.79
           1st Quarter 1992                10.02               8.81
           4th Quarter 1991                10.49               8.97
           3rd Quarter 1991                10.03               9.29
           2nd Quarter 1991                10.75               9.45
           3rd Quarter 1990                10.47               9.89
           2nd Quarter 1990                10.58               9.83
           4th Quarter 1989                 9.96               9.42
           3rd Quarter 1989                 9.55               9.46
           2nd Quarter 1989                10.54               9.93
           1st Quarter 1989                10.39              10.16
           4th Quarter 1988                10.07              10.03
           3rd Quarter 1988                10.66              10.51
           2nd Quarter 1988                10.09              10.33
           4th Quarter 1987                10.41              10.45
           3rd Quarter 1987                10.00               9.95
           2nd Quarter 1987                 9.81               9.46
           1st Quarter 1987                 9.43               9.19
           4th Quarter 1986                 9.44               9.55
           3rd Quarter 1986                 9.56               9.71
           2nd Quarter 1986                 9.80               9.91
           1st Quarter 1986                10.99              10.62

        Sources: American Council of Life Insurance; Mood's Bond Record

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Because of the six- to nine-month lag time in reporting and publishing hotel mortgage statistics, it is necessary to update this information to reflect current lending practices. Research by HVS International indicates that there is a close mathematical relationship between the average interest rate of a hotel mortgage and the concurrent yield on an average A corporate bond. Through a regression analysis, this relationship is expressed as follows.

                            Y = 2.76078 + 0.782280 X

      Where:   Y   =    Estimated Hotel/Motel Mortgage Interest Rate
               X   =    Current Average A  Corporate Bond Yield
                        (Coefficient of correlation is 96.4%)

The yield on A corporate bonds for the third quarter of 1996, as reported by Moody's Bond Record, was 7.91%. Using a factor of 7.91% in the equation presented above produces an estimated hotel/motel interest rate of 8.95%.

In addition to the mortgage interest rate estimate derived from this regression analysis, HVS International constantly monitors the terms of hotel mortgage loans made by our institutional lending clients. In the past year, we have noted an increase in the availability of debt financing, and many lenders have returned to the market. The current level of lending activity represents a significant increase from the restricted environment of the early 1990s. Nonetheless, the market for hotel mortgage loans remains somewhat tight, particularly when compared to the conditions that prevailed in the mid-to late 1980s. In the current lending climate, strong hotel projects that are structured on an economic basis can secure mortgage financing at interest rates ranging from 8% to 11%, depending on the property, location, affiliation, and operator.

In the 1980s, when hotel mortgages were widely available, loan-to-value ratios typically ranged from 75% to 80%. Amortization schedules were generally based on 30 years, although the term of the loan was more likely to be seven to ten years. The few loans that were underwritten in the early 1990s were based on far more stringent parameters: loan-to-value ratios declined to a range of 50% to 65%, and amortization periods of 20 to 25 years were most common.

With the recent reemergence of hotel financing, loan-to-value requirements and amortization schedules have loosened somewhat. At present, we find that lenders who are active in the market are using loan-to-value ratios of

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65% to 75%, and amortization periods of 25 to 30 years. The exact terms offered depend on specific factors such as the property's location, the age and quality of the physical facility, local hostelry market conditions, and (perhaps more significantly) the profile of the borrower. The strongest projects typically command the highest loan-to-value ratios.

Based on the preceding analysis of the current lodging industry mortgage market and adjustments for specific factors such as the property's location and conditions in the local hotel market, it is our opinion that a 9.5% interest, 20-year amortization mortgage with a 0.111856 constant is appropriate for the subject property. We believe that a mortgage lender will lend up to 70% of the hotel's market value as determined by this appraisal.

Equity Component

The remaining capital required for a hotel investment generally comes from the equity investor. The rate of return that an equity investor expects over a ten-year holding period is known as the equity yield. Unlike the equity dividend, which is a short-term rate of return, the equity yield specifically considers a long-term holding period (generally ten years), annual inflation-adjusted cash flows, property appreciation, mortgage amortization, and proceeds from a sale at the end of the holding period.

It is difficult to quantify the rate of return required by equity investors who are seeking to purchase hotel properties. To establish an appropriate equity yield rate, HVS International uses two sources of data: past appraisals and investor interviews.

Past Appraisals - During the past 12 months, HVS International has appraised more than 400 hotels, including properties located in most major national markets. Each appraisal used a similar mortgage-equity approach in which income is projected and then discounted to a current value at rates reflecting the cost of debt and equity capital. In the case of hotels that were sold subsequent to our valuations, we are able to determine an appropriate equity yield rate by excluding incentive management fees from the projection of income and expense, inserting the projection into a valuation model, and adjusting the appraised value to reflect the actual sales price by modifying the return assumptions. The following table shows a representative sample of hotels that were sold shortly after we appraised them, along with the imputed equity return based on our valuation approach.

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Table 10-29 Sample of Hotels Sold
--------------------------------------------------------------------------------

                                                         No. of    Date of                    Overall    Total Property    Equity
Hotel                            City and State          Rooms       Sale     Sales Price       Rate         Yield         Yield
----------------------------------------------------------------------------------------------------------------------------------
Ritz-Carlton                     Phoenix, AZ               281       2/94    $23,000,000       11.0%         14.6%         21.7%
Marriott Marina                  Fort Lauderdale, FL       580       2/94     40,000,000       12.2          16.4          26.7
Holiday Inn                      Edison, NJ                274       3/94     11,803,000        7.8          17.0          26.3
Crescent Hotel                   Phoenix, AZ               342       3/94     26,000,000        6.5           7.2           2.2
Checkers Hotel Kempinski         Los Angeles, CA           173       4/94     12,750,000        3.0          18.3          27.0
Best Western Fireside Inn        Cambria, CA                46       4/94      3,377,000       11.7          15.8          24.3
Phoenician Resort                Phoenix, AZ               580       4/94    224,000,000        6.6           9.3           8.9
Newark-Fremont Hilton            Newark, CA                300       5/94      8,950,000        8.8          14.9          20.7
Radisson Inn                     Orlando, FL               299       5/94     11,150,000       12.9          18.0          28.2
Westin Kauai                     Lihue, Kauai, HI          840       6/94     97,400,000       (1.9)          8.1           7.2
Residence Inn                    Binghamton, NY             72       6/94      6,325,000       10.8          13.9          21.9
Hotel Millenium                  New York, NY              561       6/94     75,000,000        9.5          14.1          23.0
Best Western Otay Valley         Chula Vista, CA           120       7/94      2,350,000       13.2          21.1          31.8
Hampton Inn                      Islandia, NY              121       7/94      6,572,000       12.6          16.6          28.2
Hampton Inn                      Willow Grove, PA          150       7/94     10,220,000       11.0          14.3          23.0
Hampton Inn                      West Palm Beach, FL       136       7/94      4,220,000       10.8          10.8          14.3
Hampton Inn                      Naples, FL                107       7/94      5,700,000       11.4          11.5          24.9
Hampton Inn                      Albany, NY                126       7/94      9,204,000        9.3          11.5          15.8
Marriott Hotel                   South Bend, IN            299       7/94     11,500,000       10.5          13.2          18.9
Marriott SFO                     Burlingame, CA            684       8/94     61,700,000       10.2          13.2          19.0
Westfields Conference Center     Chantilly, VA             340       8/94     46,000,000       12.3          15.9          25.3
Radisson Mark Resort             Vail, CO                  349       9/94     25,200,000        8.9          15.8          24.1
Marriott East Side               New York, NY              664      10/94     55,000,000        8.5           9.7          11.1
Marriott Resort                  Vail, CO                  349      10/94     25,200,000       14.2          18.9          30.5
Marriott Quorum                  Addison, TX               547      10/94     29,815,000       13.5          18.2          31.8
Sheraton Hotel                   Hasbrouck Heights, NJ     338      11/94     10,450,000       18.3          21.1          30.7
Sheraton Inn                     Napa, CA                  191      12/94      9,968,000        8.9          13.7          19.8
Marriott Fisherman's Wharf       San Francisco, CA         255      12/94     27,755,000       10.8          13.4          19.4
Marriott Hotel                   Portland, OR              503      12/94     45,000,000       12.9          17.4          30.0
Radisson Inn                     Springfield, MO           199      12/94      5,800,000        8.2          10.1          11.3
Williamsburg Hilton              Williamsburg, VA          291      12/94     15,000,000       15.4          19.0          32.0
Marriott Tech Center             Denver, CO                625      12/94     36,000,000       13.7          16.4          27.1
Holiday Inn Sunspree             Singer Island, FL         222      12/94     11,900,000        8.6          10.6          12.4
The Plaza                        New York, NY              805       6/95    325,000,000        7.0          11.0          14.0
Fullerton Suites                 Fullerton, CA              96       5/95      5,000,000       12.9          18.7          28.5
Residence Inn                    Baton Rouge, LA            80       6/95      6,518,000       12.7          14.8          21.2
Residence Inn                    Overland Park, KS         112       6/95      8,500,000        8.9          14.7          20.8
Residence Inn                    Des Moines, IA            112       6/95      7,660,000        9.8          14.1          19.6
Residence Inn                    Hunt Valley, MD            96       6/95      6,580,000       12.3          13.6          18.3
Residence Inn                    Kansas City, MO           112       6/95      6,560,000       10.4          13.2          19.8
Residence Inn                    Lincoln, NE               120       6/95      7,100,000       10.0          13.7          18.5
Embassy Suites                   Schaurmburg, IL           209      12/95     17,800,000       10.0          13.5          18.9
Marriott Hotel                   Andover, MA               293      12/95     24,000,000        9.7          13.5          19.2
Doubletree Suites                Valley Forge, PA          229      12/95     28,500,000       10.7          14.2          15.5
Marriott Hotel                   Tysons Corner, VA         390      12/95     41,100,000       10.7          13.1          18.0
Marriott Hotel                   Warner Center, CA         461      12/95     57,900,000        6.2          11.6          14.2
Hilton at the Club               Pleasanton, CA            294      12/95     22,000,000       10.5          13.4          17.0

                            Source: HVS International

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Investor Interviews - HVS International is in constant contact with numerous institutional and individual hotel investors. This source of equity funds has definite return requirements that can be expressed as an equity yield rate based on a ten-year projection of net income before incentive management fees but after debt service. Based on our surveys and investor interviews, the following table illustrates the range of equity yields generally required by individual and institutional investors.

================================================================================
Table 10-30 Equity Yield Requirements
--------------------------------------------------------------------------------

                    Source                       Equity Yield Requirement
                    ------                       ------------------------

                    Individual                           20% - 24%
                    Institution                          18% - 22%

--------------------------------------------------------------------------------

Based on the assumed 70% loan-to-value ratio, the risk inherent in achieving the projected income stream, and the age, condition, and anticipated market position of the subject property, it is our opinion that an equity investor is likely to require an equity yield rate of 22% before payment of incentive management fees. This estimate is well supported by the equity yield requirements presented previously.

Terminal Capitalization Rate

Inherent in this valuation process is the assumption of a sale at the end of the ten-year holding period. The estimated reversionary sales price as of that date is calculated by capitalizing the projected 11th-year net income by an overall terminal capitalization rate. A percentage for the seller's brokerage and legal fees is deducted from this sales price, and the net proceeds to the equity interest (also known as the equity residual) are calculated by deducting the outstanding mortgage balance from the reversion.


To estimate a property's reversionary value, the appraiser must select a terminal capitalization rate and an allocation for brokerage and legal fees. The terminal capitalization rate is an overall rate that is applied to one stabilized year, and thus it inherently incorporates the cost of debt and equity capital. The terminal capitalization rate can be derived through a mortgage and equity band of investment technique which calculates the weighted average cost of the capital used in a hotel investment. Combining the mortgage financing terms derived previously (namely, a 70% loan-to-value ratio and a 0.111856 debt service constant) with a cash-on-cash equity dividend rate of 12% produces the following overall capitalization rate.

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                     Percent of       Rate of       Weighted
                        Value         Return         Average
                     ----------       -------       --------
          Mortgage       70%      X   0.11186   =    0.07830
          Equity         30%      X   0.12000   =    0.03600
                                                    --------
                     Overall Capitalization Rate     0.11430

Because this overall rate will be used to capitalize net income ten years from the date of value, an upward adjustment is appropriate to reflect the uncertainty inherent in this extended period. For the purpose of this valuation, we will use a terminal capitalization rate of 12%.

As a point of reference, the terminal capitalization rate can be compared to the going-in rate implied by the subject property's estimated value. The going-in rate reflects the capitalization rate that would be applicable if the hotel were operating at a stabilized level as of the date of value. This rate is calculated by dividing the stabilized net income (expressed in current dollars as of the date of value) by the value indicated by the income capitalization approach. Generally, the terminal capitalization rate is approximately 100 to 200 basis points above the going-in rate.

Summary of Valuation Variables

The following table summarizes the valuation variables that have been used to estimate the subject property's value via the income capitalization approach.

================================================================================
Table 10-31 Summary of Valuation Variables
--------------------------------------------------------------------------------

      Annual Net Income                       NI     See Ten-Year Forecast
      Loan-To-Value Ratio                     M             70.0%
      Interest Rate                           i              9.5%
      Debt Service Constant                   f          0.111856
      Equity Yield                            Ye            22.0%
      Brokerage and Legal Fees                b              3.0%
      Annual Constant Required to
          Amortize the Loan in Ten Years      fp         0.155277
      Terminal Capitalization Rate             Rr           12.0%

--------------------------------------------------------------------------------

Valuation of the Mortgage and Equity Components

The valuation of the mortgage and equity components is accomplished through use of an algebraic equation that calculates the exact amount of debt and equity that the hotel will be able to support based on the anticipated cash flow (derived from the forecast of income and expense) and the specific return requirements demanded by the mortgage lender (interest)

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and the equity investor (equity yield). The equation and the calculations associated with this simultaneous valuation formula are set forth in the Addenda to this report.

Using the variables summarized above, we estimate the value of the subject property via the income capitalization approach at $5,970,000.

Proof of Value

The value is proven by calculating the yields to the mortgage and equity components during the projection period. If the mortgagee achieves a 9.5%yield and the equity yield is 22%, then $5,970,000 is the correct value by the income capitalization approach. Using the assumed financial structure set forth in the previous calculations, market value can be allocated between the debt and equity as follows.

                   Mortgage Component(70%)                 $4,179,000
                   Equity Component(30%)                    1,791,000
                                                         -------------
                        Total                              $5,970,000

The annual debt service is calculated by multiplying the mortgage component by the mortgage constant.

                     Mortgage Component        $4,179,000
                     Mortgage Constant           0.111856
                                             -------------
                      Annual Debt Service       $467,445

The cash flow to equity is calculated by deducting the debt service from the projected net income before debt service.

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Table 10-32 Forecast of Net Income to Equity
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               Net Income
              Available for             Total Annual                 Net Income
   Year       Debt Service              Debt Service                 to Equity
--------------------------------------------------------------------------------

   1997        $655,000         -         $467,000         =         $188,000
   1998         665,000         -          467,000         =          198,000
   1999         701,000         -          467,000         =          234,000
   2000         775,000         -          467,000         =          308,000
   2001         802,000         -          467,000         =          335,000
   2002         828,000         -          467,000         =          361,000
   2003         858,000         -          467,000         =          391,000
   2004         888,000         -          467,000         =          421,000
   2005         920,000         -          467,000         =          453,000
   2006         953,000         -          467,000         =          486,000

The equity residual at the end of the tenth year is calculated as follows.

            Reversionary Value   (   $986,000  /0.120)     $8,217,000
            Less:
              Brokerage and Legal Fees                        247,000
              Mortgage Balance                              3,010,000
                                                         ------------
               Net Sale Proceeds to Equity                 $4,960,000

The overall property yield (before debt service), the yield to the lender, and the yield to the equity position have been calculated by computer with the following results.

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Table 10-33 Overall Property Yields
--------------------------------------------------------------------------------

                                                      Projected Yield
                                                 (Internal Rate of Return)
            Position                Value       Over 10-Year Holding Period
            ---------------------------------------------------------------

            Total Property       $5,970,000                14.5%
            Mortgage             4,179,000                 9.4
            Equity               1,791,000                 22.0

            Note: Whereas the mortgage constant and value are
                  calculated on the basis of monthly mortgage payments, the mortgage yield in this proof assumes single annual payments. As a result, the proof's derived yield may be slightly less than that actually input.

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The following tables demonstrate that the property receives its anticipated yields, proving that the $5,970,000 value is correct based on the assumptions used in this approach.

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Table 10-34 Total Property Yield
--------------------------------------------------------------------------------

         Net Income before           Present Worth of $1             Discounted
Year       Debt Service                Factor @ 14.5%                Cash Flow
-------------------------------------------------------------------------------

1997       $  655,000         x           0.873110           =       $  572,000
1998          665,000         x           0.762321           =          507,000
1999          701,000         x           0.665590           =          467,000
2000          775,000         x           0.581133           =          450,000
2001          802,000         x           0.507393           =          407,000
2002          828,000         x           0.443010           =          367,000
2003          858,000         x           0.386796           =          332,000
2004          888,000         x           0.337716           =          300,000
2005          920,000         x           0.294863           =          271,000
2006        8,923,000*        x           0.257448           =        2,297,000
                                                                     ----------
                                    Total Property Val               $5,970,000

   *10th year net income of   $953,000     plus sales proceeds of    $7,970,000

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Table 10-35 Mortgage Component Yield
--------------------------------------------------------------------------------

            Total Annual            Present Worth of $1               Discounted
Year        Debt Service               Factor @ 9.4%                  Cash Flow
--------------------------------------------------------------------------------

1997        $  467,000        x           0.914346           =      $  427,000
1998           467,000        x           0.836028           =         390,000
1999           467,000        x           0.764418           =         357,000
2000           467,000        x           0.698943           =         326,000
2001           467,000        x           0.639075           =         298,000
2002           467,000        x           0.584336           =         273,000
2003           467,000        x           0.534285           =         250,000
2004           467,000        x           0.488521           =         228,000
2005           467,000        x           0.446677           =         209,000
2006         3,478,000*       x           0.408417           =       1,420,000
                                                                    ----------
                              Value Of Mortgage                     $4,178,000

    *10th year debt service of   $467,000
            plus outstanding mortgage balance of                    $3,010,000

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Table 10-36 Equity Component Yield
--------------------------------------------------------------------------------

               Net Income                  Present Worth of $1                 Discounted
Year           to Equity                     Factor @ 22.0%                    Cash Flow
----------------------------------------------------------------------------------------
1997          $  188,000            x           0.819565           =           $  154,000
1998             198,000            x           0.671686           =              133,000
1999             234,000            x           0.550490           =              129,000
2000             308,000            x           0.451162           =              139,000
2001             335,000            x           0.369756           =              124,000
2002             361,000            x           0.303039           =              109,000
2003             391,000            x           0.248360           =               97,000
2004             421,000            x           0.203547           =               86,000
2005             453,000            x           0.166820           =               76,000
2006           5,446,000*           x           0.136720           =              745,000
                                                                               ----------
               Value of Equity Component                                       $1,792,000

*10th year net income to equity of  $486,000   plus sales proceeds of          $4,960,000

--------------------------------------------------------------------------------

Valuation Method Two: Discounted Cash Flow

The total property yield derived from the previous valuation method was 14.5%. After reviewing the total property yields indicated by recent hotel sales, which ranged from 7.2% to 21.1%, it is our opinion that a 15.0% discount factor would be appropriate for the Ramada Plaza Hotel. The following table illustrates the discounted cash flow analysis using a 15.0% discount factor.

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Table 10-37 Discounted Cash Flow Analysis
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                                                 Discount
                                    Net           Factor            Discounted
                 Calendar Year     Income        @ 15.0%            Cash Flow
                 ---------------------------------------------------------------

                 1997             $655,000       0.86957            $569,565
                 1998              665,000       0.75614             502,836
                 1999              701,000       0.65752             460,919
                 2000              775,000       0.57175             443,109
                 2001              802,000       0.49718             398,736
                 2002              828,000       0.43233             357,967
                 2003              858,000       0.37594             322,554
                 2004              888,000       0.32690             290,289
                 2005              920,000       0.28426             261,521
                 2006            8,923,167*      0.24718           2,205,670


                                        Estimated Market Value:   $5,813,166
                                                        (Say:)    $5,800,000

                                   Reversion Analysis
                 11th Year's Net Income                $986,000
                 Capitalization Rate                   12.0%

                 Total Sales Proceeds                  $8,216,667
                     Less: Broker & Legal @ 3.0%       246,500

      * 10th year net income of   $953,000 plus sales proceed of  $7,970,167
--------------------------------------------------------------------------------

Conclusion

Based on our extensive experience in the hotel industry and comprehensive support provided by literature published by the Appraisal Institute, it is our opinion that the valuation procedure embodied by Method One most closely reflects the investment rationale of typical hotel buyers. As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis and Valuations,(1) Method Two (which discounts the projected net income and reversion using an overall discount rate, or total property yield) "does not consider the impact of mortgage debt, leverage and the specific equity demands of typical hotel investors...This technique is simple but less reliable because the derivation of the discount rate has little support." In light of this consideration, we have relied on the $5,970,000 value conclusion indicated by Method One.

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236

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11.   Sales Comparison Approach

The sales comparison approach is based on the assumption that an informed purchaser will pay no more for a property than the cost to acquire an existing property with equal utility. This approach estimates market value by considering the sales prices indicated by recent transactions involving properties that are similar to the property being appraised. Dissimilarities are resolved with appropriate adjustments; these differences may pertain to the date of sale, the age of the property, location, construction, condition, layout, equipment, size, or external economic factors. The reliability of the sales comparison approach depends on three factors:

1.    the availability of timely, comparable sales data;

2. an understanding of the true terms of the sales and the motivation of the buyer and seller;

3. the degree of comparability, or the extent of the adjustments needed to reflect differences between the subject property and the comparable property.

In appraising lodging facilities, it is often difficult to find an adequate number of recent sales involving hotels that are truly comparable to the subject property. Consequently, it may be necessary to consider transactions involving properties in different market areas, and the required adjustments greatly diminish the reliability of the conclusions. Moreover, it is virtually impossible for an observer to determine the true motivations of the buyers and sellers involved in transactions. Hotel acquisition often represents a highly ego-driven process in which a number of external, non-market factors influence the purchase price. Unless the appraiser can quantify these influences, there is no way of knowing whether the purchase price paid actually reflects market value. A final consideration is the degree of similarity between the subject property and the comparable; in most cases, the differences are significant enough to require numerous subjective and unsubstantiated adjustments. Each adjustment represents a potential for error,

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and thus diminishes the reliability of this approach. As a result of these shortcomings, the use of the sales comparison approach in valuing hotels is primarily as a check against the value indicated by the income capitalization approach.

Hotel values declined in many areas of the country during the late 1980s and early 1990s, although a rebound began in 1994 and 1995. The downturn, which began in most markets in 1988, was largely attributable to lower operating incomes caused by an oversupply of new hotel rooms constructed during the mid-1980s. Overbuilding resulted in flat or declining average rates and occupancies, which caused revenues to fall. A number of other factors exacerbated the situation. The national recession caused a drop in demand in many markets during the early 1990s, and the Persian Gulf War created a virtual freeze on travel in the beginning of 1991, further limiting hotel demand. Operating costs continued to rise despite poor market conditions, resulting in a decline in the net operating income of hotels throughout the nation. Because operating costs have a large fixed component, many lodging facilities experienced precipitous drops in net income.

As bottom-line profits eroded, many hotels were unable to meet debt service, and hundreds of properties entered foreclosure or bankruptcy. Lenders and government agencies soon became hotel owners. Because most financial institutions were preoccupied with their distressed real estate, very little mortgage capital was available and the nation suffered from a well-publicized credit crunch. Most hotel transactions that occurred during the early 1990s were financed by the property owners, who, in most cases, were lenders.

In the early 1990s, the primary market participants were owner-operators with the expertise to turn around under-performing properties. Hotels were out of favor with passive investors as a result of the industry's poor operating performance and the uncertainty of future appreciation. The wide disparity in buyer and seller expectations also limited the number of transactions. Many sellers were unwilling to accept the fact that the market value of their hotel investments had declined below the cost of the project or the original investment. Moreover, many owners were faced with a significant tax burden upon sale, further reducing their willingness to settle for a price that was below the original acquisition cost.

As a result of these market forces, there was very little sales activity involving large, high-quality hotels. The primary difficulty was the lack of

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properties available for sale; owners who were not forced to sell opted to wait for prices to recover. The few hotels that did enter the market generally attracted 15 to 20 interested bidders, mostly consisting of owner-operators. As a result of the competition for these few assets, the prices of better-quality hotels began to escalate rapidly. In response, more sellers have been encouraged to place their products on the market.

An indicator of this market trend is the number of hotel sales that have occurred during the past few years. HVS International tracks major hotel transactions of more than $10,000,000 on an annual basis. In 1992, the number of major transactions was 67; a slightly lower level of 52 was registered in 1993. This total increased significantly (to 92) in 1994, and the 1995 total is estimated to have been 104.

In tandem with escalating prices, hotels are again being considered by traditional financing sources, which had virtually abandoned the hospitality industry by the early 1990s. Although many lenders are still approaching the market with a high degree of caution, it is now possible to obtain third-party financing for hotel transactions. The mortgage loans that are now being made are subject to fairly stringent requirements: loan-to-value ratios remain in the 65% to 75% range. The qualification of the borrower is also a crucial consideration for most lenders.

We believe that the upward trend in both pricing and sales activity will continue as financing becomes more available and additional buyers (particularly passive investors) enter the market. Consequently, it is important to consider the date of the transactions used in the sales comparison approach. When the comparable sales are not recent enough to provide an accurate picture of the current market, it may be necessary to make upward adjustments to the values indicated by the sales comparison and income capitalization approaches in recognition of the recent escalation.

Comparable Sales

Based on information provided by the Hospitality Market Data Exchange and compiled by the six offices of HVS International, the following transactions involved hotels that appear to have some degree of comparability to the subject property.

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Sale #1:
Property:                          Ramada Hotel
Location:                          Montvale, New Jersey
Date of Sale:                      May, 1996
Sales Price:                       $6,700,000
Grantor:                           Lennar Corporation
Grantee:                           Gami Lovale
Year Opened:                       1970
Number of Rooms:                   187
Price per Room:                    $35,829
Confirmed By:                      Grantee

Sale #2:
Property:                          Days Inn
Location:                          Burlington, Massachusetts
Date of Sale:                      June, 1995
Sales Price:                       $4,200,000
Grantor:                           The First National Bank of Boston
Grantee:                           Burlington Garden Partners Level I, LP
Year Opened:                       1969
Number of Rooms:                   173
Price per Room:                    $24,277
Confirmed By:                      Coleman & Sons, Waltham, MA
Comments:                          The buyer subsequently spent $4 million to
                                   renovate and convert the property into a
                                   Wyndham Garden Hotel.

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Sale #3:
Property:                          Ramada Inn
Location:                          Germantown, Maryland
Date of Sale:                      May, 1995
Sales Price:                       $5,350,000
Grantor:                           Goldenrod Limited Partnership
Grantee:                           Inn Keepers USA Limited Partnership
Year Opened:                       NA
Number of Rooms:                   180
Price per Room:                    $29,722
Confirmed By:                      Eastdil Corp.
Comments:                          This property was subsequently renovated and
                                   converted to a Hampton Inn.

Sale #4:
Property:                          Quality Inn
Location:                          Woodbury
                                   New York
Date of Sale:                      August, 1995
Sales Price:                       $2,900,000
Grantor:                           The Estate of Frederick Phillips, et. al.
Grantee:                           Woodbury Realty Associates
Year Opened:                       1961
Number of Rooms:                   85
Price per Room:                    $34,118
Confirmed By:                      Goodman Marks Associates
Comments:                          This property is located on Jericho Turnpike
                                   in Woodbury. The purchase price includes the
                                   furniture, fixtures and equipment, and is
                                   subject to a long-term lease for a restaurant
                                   on the premises.

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Sale #5:
Property:                          Holiday Inn
Location:                          Waterbury, Connecticut
Date of Sale:                      June, 1995
Sales Price:                       $7,850,000
Grantor:                           Buckingham Development Corporation
Grantee:                           Oakdale College Limited Partnership
Year Opened:                       1990
Number of Rooms:                   205
Price per Room:                    $38,293
Confirmed By:                      Arthur Anderson

In addition to considering the above recent transactions, we have also reviewed the sale of the subject property, which occurred in 1994. The details of this transaction are summarized as follows:

Subject Property:
Property:                          Ramada Inn
Location:                          Woburn, Massachusetts
Date of Sale:                      October, 1994
Sales Price:                       $2,753,768
Grantor:                           Ramada Assured Income Associates, L.P.
Grantee:                           Woburn Massachusetts Hotel II Limited
                                   Partnership (subsidiary of Ashford Financial
                                   Corporation)
Year Opened:                       1972
Number of Rooms:                   196
Price per Room:                    $14,050
Confirmed By:                      Grantee

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In analyzing the sale of the subject property, it is important to consider the terms and conditions pertaining to the transaction. According to information provided by Ashford Financial Corporation, the subject property was one of six Ramada Inns purchased as a package from an investment partnership sponsored by Lehman Brothers. The above-listed price represents an allocation of the total package price rather than a negotiated value for this single asset. The total package price was $20,250,000, and was paid in cash, using all equity financing. At the time of the transaction, the group of hotels was generating virtually no operating income, and all were in extremely poor condition. The previous owners were reportedly strongly motivated to sell due to the poor performance of the hotels. Based on our understanding of the circumstances of this transaction, we do not believe that this sale was reflective of market value.

The relevance of the previous transaction involving the subject property is also undermined by the material change in market conditions which occurred between the date of this sale and the present date of value. Areawide occupancy and average rate have improved dramatically in the intervening months, and are forecast to continue this positive trend. As previously discussed, the market for hotel investments has also improved significantly, due to changes in lender and investor attitudes. Finally, the property itself has undergone a significant renovation, with a total of $1,431,413 spent on upgrading the facilities and amenities in 1995. Capital expenditures for 1996 are estimated to total $252,161. For these reasons, we are of the opinion that the 1994 sale involving the subject property is not a reliable indicator of the current value of the hotel.

Conclusion

Although the sales comparison approach may be useful in providing a value range and reflecting certain market characteristics, its applicability is limited by the numerous possible points of difference between the subject property and other hotels that have sold in recent years. These factors may include location, access, size, services and facilities offered, market conditions, chain affiliation, market orientation, management, rate structure, age, physical condition, date of sale, the highest and best use of the land, and the anticipated profitability of the operation. Circumstances surrounding a sale, such as financing terms, tax considerations, income guarantees, sales of partial interests, duress on the part of the buyer or seller, or a particular deal structure can also cause a disparity between the sales price and pure market value. Moreover, it is often difficult to determine the marketing periods that were necessary to consummate the transactions. It is extremely difficult to quantify the appropriate adjustment factors accurately because of

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their number and complexity, as well as the difficulty in obtaining specific, detailed information. Any attempt to manipulate the necessary adjustments is insupportable and purely speculative.

Because appraisers are expected to reflect the analytical processes and actions of typical buyers and sellers rather than to create a highly subjective valuation approach, the investment rationale of hotel owners is an essential consideration. As specialists in the valuation of hotels, we find that typical buyers purchase properties based on a thorough analysis of the anticipated economic benefits of property ownership, rather than on historical sales data.

In light of these factors, it is our opinion that the sales comparison approach is unsuitable for indicating a specific estimate of the subject property's market value; however, this approach may indicate a range of values that can be used to test the reasonableness of the value indicated by the income capitalization approach. Excluding the prior sale of the subject property, the sales prices range from approximately $24,400 to $38,300 per room or $4,800,000 to $7,500,000 for the 196-unit subject property. The income capitalization approach indicates a value of $5,970,000, which falls within this range.

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12.   Cost Approach

The cost approach is founded on the principle of substitution, which implies that no prudent person will pay more for a property than the amount to acquire a site and construct a building of equal desirability and utility without undue delay. This approach estimates market value by first calculating the current cost of replacing the improvements. Appropriate deductions are made for depreciation resulting from physical deterioration, functional obsolescence, and external (economic) obsolescence, and the land value is added to the depreciated replacement cost to provide an estimate of market value. The cost approach employs the following steps.

1.    The current replacement or reproduction cost is estimated.

2. Land value is estimated using techniques such as allocation, extraction, or ground rent capitalization.

3. Accrued depreciation, which can be divided into physical deterioration, functional obsolescence, and external obsolescence, is estimated.

4. Total depreciation is deducted from the subject property's replacement cost, and the land value is added to arrive at an estimate of value via the cost approach.

When forming their purchase decisions regarding existing properties, market participants tend to consider the cost of developing a new hotel with optimal physical and functional utility. External conditions, such as the depressed market for real estate (and hotels in particular), can cause a property to be worth less than its replacement cost as new. The task of estimating the loss in value resulting from incurable functional and external obsolescence is highly subjective.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements age and begin to deteriorate, the loss in value resulting from physical obsolescence

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becomes increasingly difficult to quantify accurately. Loss in value attributable to functional obsolescence can be even more difficult to determine.

The subject property was constructed in 1972, and will be approximately 25 years old as of the date of this appraisal. The property appeared to be in good condition at the time of our inspection. The depressed hotel market conditions that prevailed in the late 1980s and the early 1990s have also led to a degree of external obsolescence. In our opinion, it is impossible to identify and quantify the impact of these factors on the property's value with any accuracy, so we will only estimate the replacement cost of the subject property.

Replacement Cost

Replacement cost is the current construction cost of a building with the same utility as the subject property, but built with modern materials and according to current construction and design standards. For the purpose of estimating the replacement cost of the subject property, we have used a hotel development cost survey conducted by HVS International. This survey is published annually in a newsletter entitled The Hotel Valuation Journal, and appeared in the May, 1995, issue of Lodging Hospitality. The survey presents the range of per-room costs associated with various components of hotel development, including the improvements, the furniture, fixtures, and equipment, pre-opening expenses, and operating capital. Statistics are compiled for three broad categories of hotels: luxury, standard, and economy. The results of this survey are presented in the following table.

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Table 12-1 Hotel Development Cost Survey (Amounts per Room)
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                       Improvements   Furniture & Equipment  Pre-Opening    Operating Capital       Total           Percent Change
------------------------------------------------------------------------------------------------------------------------------------
1976
     Luxury       $32,000  -  $55,000   $5,000  - $10,000  $1,000 -  $2,000  $1,000 - $1,500   $39,000  - $68,500    ---   -   ---
     Standard      20,000  -   32,000    3,000  -   6,000     750 -   1,000     750 -  1,000    24,500  -  40,000    ---       ---
     Economy        8,000  -   15,000    2,000  -   4,000     500 -   1,000     500 -    750    11,000  -  20,750    ---   -   ---
1979
     Luxury        36,000  -   65,000    8,000  -  15,000   1,500 -   3,000   1,500 -  2,000    47,000  -  85,000    6.8   -   8.0
     Standard      25,000  -   36,000    5,000  -  10,000   1,000 -   2,000   1,000 -  1,500    32,000  -  49,500   10.2   -   7.9
     Economy       10,000  -   20,000    3,000  -   5,000     750 -   1,000     750 -  1,000    14,500  -  27,000   10.6   -  10.0
1981
     Luxury        45,000  -   80,000   10,000  -  20,000   2,000 -   3,500   2,000 -  2,500    59,000  - 106,000   12.8   -  12.4
     Standard      25,000  -   40,000    7,000  -  13,000   1,200 -   2,500   1,200 -  2,000    34,400  -  57,500    3.8   -   8.1
     Economy       13,000  -   25,000    4,000  -   7,000     700 -   1,200     900 -  1,200    18,600  -  34,400   14.1   -  13.7
1983
     Luxury        55,000  -  100,000   12,500  -  20,000   2,300 -   4,000   2,000 -  2,800    71,800  - 126,800   10.8   -   9.8
     Standard      35,000  -   50,000    9,000  -  15,000   1,400 -   3,000   1,300 -  2,200    46,700  -  70,200   17.9   -  11.0
     Economy       18,000  -   32,000    5,000  -   8,000     800 -   1,500     900 -  1,300    24,700  -  42,800   16.4   -  12.2
1985
     Luxury        60,000  -  115,000   13,400  -  30,000   3,000 -   5,000   2,100 -  3,100    78,500  - 153,100    4.7   -  10.4
     Standard      38,000  -   57,000    9,500  -  16,500   1,900 -   3,600   1,500 -  2,500    50,900  -  79,600    4.5   -   6.7
     Economy       20,000  -   36,000    5,000  -   8,800   1,000 -   1,700   1,000 -  1,500    27,000  -  48,000    4.7   -   6.1
1986
     Luxury        62,000  -  120,000   13,700  -  30,600   3,100 -   5,200   2,300 -  3,100    81,100  - 158,900    3.3   -   3.8
     Standard      39,000  -   60,000    9,700  -  16,800   2,000 -   3,800   1,500 -  2,600    52,200  -  83,200    2.6   -   4.5
     Economy       21,000  -   37,000    5,100  -   9,000   1,000 -   1,800   1,100 -  1,500    28,200  -  49,300    4.4   -   2.7
1987
     Luxury        63,000  -  122,000   13,800  -  30,900   3,300 -   5,500   2,300 -  3,200    82,400  - 161,600    1.6   -   1.7
     Standard      40,000  -   61,000    9,800  -  16,800   2,100 -   3,900   1,500 -  2,600    53,400  -  84,300    2.3   -   1.3
     Economy       21,000  -   39,000    5,200  -   9,100   1,100 -   1,800   1,100 -  1,500    28,400  -  51,400    0.7   -   4.3
1988
     Luxury        65,000  -  125,000   14,000  -  31,000   3,300 -   5,500   2,300 -  3,200    84,600  - 164,700    2.7   -   1.9
     Standard      41,000  -   63,000   10,000  -  17,100   2,100 -   3,900   1,500 -  2,600    54,600  -  86,600    2.2   -   2.7
     Economy       22,000  -   40,000    5,200  -   9,100   1,100 -   1,800   1,100 -  1,500    29,400  -  52,400    3.5   -   1.9
1989
     Luxury        66,000  -  126,000   15,000  -  32,000   3,300 -   5,500   2,300 -  3,200    86,600  - 166,700    2.4   -   1.2
     Standard      41,000  -   64,000   10,500  -  18,000   2,100 -   3,900   1,500 -  2,600    55,100  -  88,500    0.9   -   2.2
     Economy       22,000  -   40,000    5,500  -   9,700   1,100 -   1,800   1,100 -  1,500    29,700  -  53,000    1.0   -   1.1
1990
     Luxury        67,000  -  128,000   15,400  -  33,000   3,500 -   5,700   2,500 -  3,500    88,400  - 170,200    2.1   -   2.1
     Standard      42,000  -   65,000   10,800  -  18,500   2,200 -   4,000   1,600 -  2,800    56,600  -  90,300    2.7   -   2.0
     Economy       22,500  -   41,000    5,600  -  10,000   1,200 -   1,800   1,200 -  1,600    30,500  -  54,400    2.7   -   2.6
1991
     Luxury        65,000  -  122,000   14,500  -  31,500   3,700 -   5,900   2,600 -  3,600    85,800  - 163,000   (2.9)  -  (4.2)
     Standard      40,000  -   63,000   10,000  -  17,800   2,300 -   4,200   1,700 -  2,900    54,000  -  87,900   (4.6)  -  (2.7)
     Economy       21,000  -   39,000    5,000  -   9,500   1,300 -   2,000   1,300 -  1,700    28,600  -  52,200   (6.2)  -  (4.0)
1992
     Luxury        64,000  -  120,000   14,200  -  30,900   3,800 -   6,100   2,700 -  3,700    84,700  - 160,700   (1.3)  -  (1.4)
     Standard      39,000  -   62,000    9,800  -  17,400   2,300 -   4,400   1,800 -  3,000    52,900  -  86,800   (2.0)  -  (1.3)
     Economy       21,000  -   38,000    4,900  -   9,300   1,400 -   2,100   1,300 -  1,800    28,600  -  51,200    0.0   -  (1.9)
1993
     Luxury        63,000  -  119,000   14,000  -  30,500   3,900 -   6,200   2,800 -  3,800    83,700  - 159,500   (1.2)  -  (0.7)
     Standard      39,000  -   61,000    9,700  -  17,200   2,300 -   4,500   1,800 -  3,000    52,800  -  85,700   (0.2)  -  (1.3)
     Economy       21,000  -   38,000    4,900  -   9,200   1,400 -   2,100   1,300 -  1,800    28,600  -  51,100    0.0   -  (0.2)
1994
     Luxury        64,000  -  121,000   14,300  -  31,100   3,900 -   6,200   2,800 -  3,800    85,000  - 162,100    1.6   -   1.6
     Standard      40,000  -   63,000   10,000  -  17,600   2,400 -   4,600   1,800 -  3,000    54,200  -  88,200    2.7   -   2.9
     Economy       22,000  -   40,000    5,100  -   9,500   1,500 -   2,200   1,300 -  1,800    29,900  -  53,500    4.5   -   4.7
1995
     Luxury        65,000  -  124,000   14,800  -  32,300   4,100 -   6,400   2,900 -  4,000    86,800  - 166,700    2.1   -   2.8
     Standard      41,000  -   65,000   10,400  -  18,300   2,500 -   4,800   1,900 -  3,100    55,800  -  91,200    3.0   -   3.4
     Economy       23,000  -   42,000    5,400  -   9,900   1,600 -   2,300   1,300 -  1,800    31,300  -  56,000    4.7   -   4.7

                    Average Annual Compounded Percent Change:

 1976 - 1995: Luxury    4.3%  -   4.8%    1986 - 1995: Luxury     0.8%  -  0.5%
              Standard  4.4%  -   4.4%                 Standard   0.7%  -  1.0%
              Economy   5.7%  -   5.4%                 Economy    1.2%  -  1.4%

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As illustrated by the previous table, hotel development costs rose significantly during the late 1970s and the early 1980s; however, the rate of increase slowed substantially in 1987. In 1991, hotel development costs declined for the first time since 1976. Further drops of as much as 2.0% were registered in 1992. Between 1986 and 1990, average annual compounded increases ranged from 1.7% to 2.5%. Costs rose slowly (at average annual compounded rates ranging from 0.5% to 1.4%) between 1986 and 1995, largely as a result of the declines in 1991, 1992, and 1993. In 1995, hotel development costs started to escalate more rapidly, reaching 4.7% in the economy segment. As more hotels are developed, we expect costs to continue to rise.

Because the replacement cost tends to set the upper limit of a particular hotel's value, this figure is relevant to our analysis. We estimate the replacement cost of the subject property as follows, based on the development cost survey discussed earlier.

================================================================================
Table 12-2 Subject Property's Replacement Cost
--------------------------------------------------------------------------------

                                   Cost          No. of
      Hotel Cost                 per Room         Rooms         Total Cost
      --------------------------------------------------------------------

      Building                   $42,500          196           $8,330,000
      FF&E                        11,000          196            2,156,000
      Pre-Opening                  2,500          196              490,000
      Operating Capital            1,900          196              372,400
      --------------------------------------------------------------------
      Total                      $57,900                       $11,348,400

--------------------------------------------------------------------------------

Ground Lease Approach to Land Valuation

Land value may be estimated either by the sales comparison approach, using comparable land sales, or by the ground lease approach, which is based on the economic value generated by an improvement that represents the property's highest and best use. Because it is unusual to find recent sales of comparable vacant land that is slated for imminent hotel development, we have used the ground lease approach to determine the subject property's land value.

Hotels are often constructed on leased land, and although lease terms differ somewhat, the basis for the rental calculation is frequently tied to a percentage of revenue. By applying a typical ground lease rental formula to the subject property's stabilized revenues, the appraiser can determine the hotel's economic rent, or what is also known as the income attributable to the

HVS International, Mineola, New York                       Cost Approach    142
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land. Land value is then calculated by dividing the economic rent by an appropriate capitalization rate.

The self-adjusting aspect of this approach is key to its reliability. Because the rental formula is tied to a percentage of revenue that inherently reflects both the locational attributes of the site (occupancy and rate) and the allowable density of development, the resulting economic ground rent justly represents the greatest net return to the land over a given period. Because the Ramada Plaza Hotel appears to represent the highest and best use of the property, the ground lease approach is an appropriate method of determining land value.

We have researched long-term hotel ground leases in search of rental formulas that are based on a percentage of rooms revenue or on a combination of rooms, food, and beverage revenue. This analysis indicates that economic ground rents for hotels similar to the subject property typically range from 2.7% to 7.8% of rooms revenue. Although this range is quite broad, most of the formulas yield rental percentages of between 3.0% and 4.5% of rooms revenue.

After considering these comparable ground leases and the locational attributes of the subject property, we believe the appropriate economic ground rental percentage is 4.0% of stabilized rooms revenue. The subject property's stabilized rooms revenue has been deflated to reflect 1997 dollars. The following calculation shows the derivation of the subject property's economic ground rent.

      Stabilized Rooms Revenue (1997 dollars)               $3,097,271
      Rental Percentage                                           0.04
                                                            -----------
             Economic Ground Rent                           $  123,891

Rent generated by a ground lease represents a fairly low-risk income flow. Because the tenant improvements typically amount to more than eight times the value of the land, the risk of default is low. When the ground lease terms are tied to rooms revenue, the landlord is also protected from the adverse effects of inflation. Based on these risk factors and the current cost of long-term capital, we estimate the appropriate ground rental overall capitalization rate at 10%. Applying this indicated capitalization rate to the subject property's economic ground rent yields the following estimate of land value.

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              Economic Ground Rent           $123,891      $1,238,909
            -----------------------      =   ---------  =
                 Capitalization Rate          0.10

             Estimated Land Value (Say)                 $1,240,000

A new hotel's land value typically ranges from 10% to 20% of the overall value. The estimate of land value presented above is approximately 20.8% of the subject property's total value as indicated by the income capitalization approach.

Replacement Cost

Combining the replacement cost of the property with the land value yields the subject property's total replacement cost.

================================================================================
Table 12-3 Total Replacement Cost
--------------------------------------------------------------------------------

            Cost of the Improvements and FF&E         $11,348,400
            Land Value                                  1,240,000
                                                      ------------

            Total Replacement Cost                    $12,588,400

            Total Replacement Cost (Say)               12,600,000

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If a property's replacement cost is significantly higher than the values indicated by the income capitalization and sales comparison approaches, it may indicate that an upward adjustment of these values is appropriate. This would also reduce the probability of new hotel development, which is not likely to be feasible under those conditions. This creates an effective barrier to entry for new competition, thus reducing the risk associated with the subject property's income-generating potential. An upward adjustment of the value indicated by the income capitalization approach is also justified by this barrier to entry.

We find that knowledgeable hotel buyers generally base their purchase decisions on economic factors, such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, it is our opinion that the cost approach is inapplicable in estimating the market value of the Ramada Plaza Hotel. However, we have estimated the subject property's replacement cost as new, which may set the upper limit of the hotel's value.

HVS International, Mineola, New York   Reconciliation of Value Indications   144
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================================================================================
13.   Reconciliation of Value Indications

The reconciliation, which is the last step in the appraisal process, involves summarizing and correlating the data and procedures employed throughout the analysis. The final conclusion of value is arrived at after reviewing the estimates indicated by the income capitalization, sales comparison, and cost approaches. The relative significance, applicability, and defensibility of each indicated value is considered, and the greatest weight is given to that approach deemed most appropriate for the property being appraised.

The purpose of this report is to estimate the market value of the fee simple interest in the subject property. Our appraisal involves a careful analysis of the property itself and the economic, demographic, political, physical, and environmental factors that influence real estate values. Based on the data set forth in this report, the following value indications were developed.

      Approach                                       Value Indication
      --------                                       ----------------


      Income Capitalization                             $5,970,000
      Sales Comparison                            $4,800,000 - $7,500,000
      Cost (Replacement Cost)                           $12,600,000

Income Capitalization Approach

To estimate the subject property's value via the income capitalization approach, we analyzed the local market for transient accommodations, examined the competitive environment, projected occupancy and average rate levels, and developed a forecast of income and expense that reflects anticipated income trends and cost components through a stabilized year of operation. The subject property's projected net income before debt service was then allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component was calculated; the total of the mortgage and equity components equates to the value of the property.

HVS International, Mineola, New York   Reconciliation of Value Indications   145
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Our nationwide experience indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the hotel investors who constitute the marketplace. For this reason, we believe that the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in our final estimate of the subject property's market value.

Sales Comparison Approach

The sales comparison approach uses actual sales of similar properties to provide an indication of the subject property's value. The strength of this approach is that it measures value based on the investment decisions made by actual buyers and sellers. Although we have investigated a number of sales in an attempt to develop a range of value indications, several adjustments are necessary to render the sales prices applicable to the subject property. These adjustments, which are numerous and highly subjective, diminish the reliability of the sales comparison approach. Furthermore, we find that typical hotel investors employ a sales comparison procedure only to establish broad value parameters.

The hotel sales outlined earlier in this report indicate an adjusted value range of $24,400 to $38,300 per available room. The income capitalization approach indicates a per-room value of approximately $30,500. This information suggests that a slight upward adjustment of the value indicated by the income capitalization approach may be warranted.

Cost Approach

To estimate the subject property's value via the cost approach, we estimated the current replacement cost of the property and added the land value. We give the cost approach limited weight in arriving at a final value estimate, because knowledgeable buyers of lodging facilities generally base their purchase decisions on economic factors (such as projected net income and return on investment) rather than on a property's depreciated replacement cost.

The replacement cost estimate developed via the cost approach can help to corroborate the results of the income capitalization and sales comparison approaches to value. If the replacement cost is substantially higher or lower than the value indicated by the income capitalization approach, an upward or downward adjustment of the income capitalization approach value may be necessary. The estimated replacement cost for the subject property is substantially higher than the value indicated by the income capitalization approach, and represents a barrier to entry for prospective hotel

HVS International, Mineola, New York   Reconciliation of Value Indications   146
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developers. Consequently, a slight upward adjustment of the value arrived at by the income capitalization approach is warranted.

Value Conclusion

Careful consideration has been given to the strengths and weaknesses of the three approaches to value discussed above. In recognition of the purpose of this appraisal, we have given primary weight to the value indicated by the income capitalization approach and made some subjective adjustments based on the replacement cost estimate, the sales comparison approach, and our extensive experience in the hospitality industry. It is our opinion that the market value of the fee simple interest in the Ramada Plaza Hotel - Woburn, as of January 1, 1997, is:

                                   $6,000,000

                               SIX MILLION DOLLARS

The estimate of market value includes the land, the improvements, and the furniture, fixtures, and equipment. The appraisal assumes that the hotel is open and operational.

This value estimate equates to roundly $30,600 per room, which is well supported by market sales and approximately 0.5% higher than the value indicated by the income capitalization approach. The estimate of value assumes either the availability of third-party financing or the willingness and capability of the seller to take back purchase-money financing so that a buyer can obtain the level of debt set forth in the Income Capitalization Approach section of this appraisal.

Marketing Period

Our estimate of market value assumes a marketing period of six months to one year. Under normal economic conditions, hotels are transferred within this time frame.

Personal Property

In accordance with the appraisal standards set forth by the Office of the Comptroller of the Currency, it is necessary for bank appraisals to identify and value any personal property, fixtures, or intangible items that are included in the appraisal and discuss their impact on the overall estimate of market value. A hotel's income-generating ability depends on a suitable inventory of furniture, fixtures, and equipment. Removal of these items can decrease the property value by as much as the cost to replace the inventory plus the loss of income incurred while the hotel cannot function.

HVS International, Mineola, New York   Reconciliation of Value Indications   147
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A hotel's personal property consists of a wide variety of components, including bedroom furnishings, bathroom fixtures, restaurant and kitchen equipment, front office and accounting computers, exterior signs, and similar items. Our inspection of the Ramada Plaza Hotel indicates that the personal property and fixtures are in fairly good condition.

Based on an annual construction cost survey conducted by HVS International, we estimate the total replacement cost of the subject property's furniture, fixtures, and equipment at $11,000 per available room. Assuming an average useful life of ten years and an effective age of four years, the value of the furniture, fixtures, and equipment currently in place is approximately $6,600 per room, or a total of $1,294,000.

The Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) stipulates that "...any business interest or other intangible item should be valued separately within the appraisal."(1) Hotels have both business and real estate components; without the business expertise necessary to operate the facility, a hostelry would have little real estate value.

Because furniture, fixtures, and equipment are essential to a hotel's income-generating ability and are seldom removed from the property or sold separately, the separation of the personal property component from the real property is not particularly meaningful.

(1)   Federal Register, Vol. 55, No. 143, July 25, 1990, p. 30205.

HVS International, Mineola, New York          Statement of Assumptions and   148
                                              Limiting Conditions
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================================================================================
14.   Statement of Assumptions and Limiting Conditions

1.    This report is to be used in whole and not in part.


2. No responsibility is assumed for matters of a legal nature, nor do we render any opinion as to title, which is assumed to be marketable and free of any deed restrictions and easements. The property is valued as though free and clear unless otherwise stated.


3. We assume that there are no hidden or unapparent conditions of the sub-soil or structures, such as underground storage tanks, that would render the property more or less valuable. No responsibility is assumed for these conditions or for any engineering that may be required to discover them.


4. We have not considered the presence of potentially hazardous materials such as asbestos, urea formaldehyde foam insulation, PCBs, any form of toxic waste, polychlorinated biphengyls, pesticides, or lead-based paints. The appraisers are not qualified to detect hazardous substances, and we urge the client to retain an expert in this field if desired.


5. The Americans with Disabilities Act (ADA) became effective on January 26, 1992. We have conducted no specific compliance survey to determine whether the subject property is operating in accordance with the various detailed requirements of the ADA. It is possible that the property does not conform to the requirements of the act, and this could have an unfavorable effect on value. Because we have no direct evidence regarding this issue, our estimate of value does not consider possible non-compliance with the ADA.


6. We have made no survey of the property, and we assume no responsibility in connection with such matters. Sketches, photographs, maps, and other exhibits are included to assist the reader in visualizing the property. It is assumed that the use of the land and improvements is

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      within the boundaries of the property described, and that there is no encroachment or trespass unless noted.

7. All information, financial operating statements, estimates, and opinions obtained from parties not employed by HVS International are assumed to be true and correct. We can assume no liability resulting from misinformation.

8. Unless noted, we assume that there are no encroachments, zoning violations, or building violations encumbering the subject property.

9. The property is assumed to be in full compliance with all applicable federal, state, local, and private codes, laws, consents, licenses, and regulations (including a liquor license where appropriate), and that all licenses, permits, certificates, franchises, and so forth can be freely renewed or transferred to a purchaser.

10. All mortgages, liens, encumbrances, leases, and servitudes have been disregarded unless specified otherwise.

11. None of this material may be reproduced in any form without our written permission, and the report cannot be disseminated to the public through advertising, public relations, news, sales, or other media.

12. We are not required to testify or appear in court by reason of this analysis without previous arrangements, and only when our standard per diem fees and travel costs are paid prior to the appearance.

13. If the reader is making a fiduciary or individual investment decision and has any questions concerning the material presented in this report, it is recommended that the reader contact us.

14. We take no responsibility for any events or circumstances that take place subsequent to either the date of value or the date of our field inspection, whichever occurs first.

15. The quality of a lodging facility's on-site management has a direct effect on a property's economic viability and value. The financial forecasts presented in this analysis assume responsible ownership and competent management. Any departure from this assumption may have a significant impact on the projected operating results and the value estimate.

16. The estimated operating results presented in this report are based on an evaluation of the overall economy, and neither take into account nor

HVS International, Mineola, New York          Statement of Assumptions and   150
                                              Limiting Conditions
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      make provision for the effect of any sharp rise or decline in local or national economic conditions. To the extent that wages and other operating expenses may advance during the economic life of the property, we expect that the prices of rooms, food, beverages, and services will be adjusted to at least offset those advances. We do not warrant that the estimates will be attained, but they have been prepared on the basis of information obtained during the course of this study and are intended to reflect the expectations of a typical hotel buyer.

17. This analysis assumes continuation of all Internal Revenue Service tax code provisions as stated or interpreted on either the date of value or the date of our field inspection, whichever occurs first.

18. Many of the figures presented in this report were generated using sophisticated computer models that make calculations based on numbers carried out to three or more decimal places. In the interest of simplicity, most numbers have been rounded to the nearest tenth of a percent. Thus, these figures may be subject to small rounding errors.

19. It is agreed that our liability to the client is limited to the amount of the fee paid as liquidated damages. Our responsibility is limited to the client, and use of this report by third parties shall be solely at the risk of the client and/or third parties. The use of this report is also subject to the terms and conditions set forth in our engagement letter with the client.

20. Appraising hotels is both a science and an art. Although this analysis employs various mathematical calculations to provide value indications, the final estimate is subjective and may be influenced by our experience and other factors not specifically set forth in this report.

21. Any distribution of the total value between the land and improvements or between partial ownership interests applies only under the stated use. Moreover, separate allocations between components are not valid if this report is used in conjunction with any other analysis.

22. This study was prepared by Hospitality Valuation Services, a division of Hotel Consulting Services, Inc. All opinions, recommendations, and conclusions expressed during the course of this assignment are rendered by the staff of Hotel Consulting Services, Inc. as employees, rather than as individuals.

HVS International, Mineola, New York                         Certification   151
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================================================================================
15.   Certification

We, the undersigned appraisers, hereby certify:

1. that the statements and opinions presented in this report, subject to the limiting conditions set forth, are correct to the best of our knowledge and belief;

2. that Stephen Rushmore personally inspected the property described in this report;

3. that we have no current or contemplated interests in the real estate that is the subject of this report;

4. that we have no personal interest or bias with respect to the subject matter of this report or the parties involved;

5. that this report sets forth all of the limiting conditions (imposed by the terms of this assignment) affecting the analyses, opinions, and conclusions presented herein;

6. that the fee paid for the preparation of this report is not contingent upon our conclusions;

7. that this report has been prepared in accordance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute;

8. that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives;

9. that this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (as adopted by the Appraisal Foundation);

HVS International, Mineola, New York                         Certification   152
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10. that no one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report;

11. that as of the date of this report, Stephen Rushmore has completed the requirements of the continuing education program of the Appraisal Institute;

12. that this appraisal is not based on a requested minimum value, a specific value, or the approval of a loan.


                                        /s/ Robert Wong
                                        ---------------------------------------
                                        Robert Wong
                                        Consulting and Valuation Analyst


                                        /s/ Anne R. Lloyd-Jones
                                        ---------------------------------------
                                        Anne R. Lloyd-Jones, CRE
                                        Senior Vice President


                                        /s/ Stephen Rushmore
                                        ---------------------------------------
                                        Stephen Rushmore, CRE, MAI, CHA
                                        President
                                        Hotel Consulting Services, Inc.

HVS International, Mineola, New York        Photographs of the Subject Property
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                               [GRAPHIC OMITTED]


                       Exterior view of Subject Property


                               [GRAPHIC OMITTED]


                                      Lobby

HVS International, Mineola, New York        Photographs of the Subject Property
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                               [GRAPHIC OMITTED]


                             Standard King Guestroom


                               [GRAPHIC OMITTED]


                              Guestroom Vanity area

HVS International, Mineola, New York        Photographs of the Subject Property
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                               [GRAPHIC OMITTED]


                        Standard Private Guest Bathroom

HVS International, Mineola, New York        Photographs of the Subject Property
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                               [GRAPHIC OMITTED]


                   Subject Property's Restaurant, Cafe Fennel


                               [GRAPHIC OMITTED]


                       Subject Property's Lounge, Juliet's

HVS International, Mineola, New York              Photographs of the Competition
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                               [GRAPHIC OMITTED]


                                  Red Roof Inn


                               [GRAPHIC OMITTED]


                               Comfort Inn Woburn

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                               [GRAPHIC OMITTED]


                              Howard Johnson Woburn


                               [GRAPHIC OMITTED]


                            Howard Johnson Burlington

HVS International, Mineola, New York              Photographs of the Competition
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                               [GRAPHIC OMITTED]


                               Susse Chalet Woburn


                               [GRAPHIC OMITTED]


                          Courtyard by Marriott Woburn

HVS International, Mineola, New York              Photographs of the Competition
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                               [GRAPHIC OMITTED]


                            Crown Plaza Hotel Woburn

                                                                      Ramada Inn
                                                                      Woburn, MA

                               Legal Description

The land in Woburn, Middlesex County, Massachusetts, shown as Lot 6 on plan by Lawrence C. Allen, Surveyor, dated March 20, 1972 filed with the Land Court as Plan 24503C, a copy of a portion of which is filed with the South Registry District of Middlesex County with Certificate No. 137176 in Registration Book 816, Page 26, together with, as appurtenant to said Lot 6, the right to use in common with all others from time to time entitled thereto that portion of the area marked "WAY" on said plan (the same being the area marked "PRIVATE WAY 60'") on Land Court Plan No. 24503C1 filed in the Land Court at Boston Massachusetts extenting from the southwesterly corner of said Lot 6 to the public way easterly of said Lot 6 as shown on said Land Court No. 24503C1.

HVS International, Mineola, New York                                    Addendum
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================================================================================
Synopsis of Franchise and License Agreements

      Date:                     October 3, 1994

      Licensor:                 Ramada Franchise Systems, Inc.

      Licensee:                 Woburn Massachusetts Hotel II Limited
                                Partnership

      Premises:                 Hotel on 15 Middlesex Canal Park Road, Woburn,
                                Massachusetts

      Term:                     15 years; expires October 2, 2009

      Renewal:                  None

      Fees:                     Initial fee equal to $350
                                Royalty fee equal to 4% of gross room revenues Ramada Inter-National Services Assessment Fee equal to 4.5% of gross room revenues

      Licensor Services:        Reservation system; marketing; manager training
                                program; Ramada Inter-National Association

      Licensee Obligations:     Proper bookkeeping; carrying of insurance;
                                proper upkeep of facilities

      Termination:              Upon default of either party; licensee
                                termination with liquidated damages in the amount of the accrued royalties during the preceding 12 full calendar months.

HVS International, Mineola, New York                                    Addendum
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Synopsis of Hotel Management Agreement

      Date:                        October 1, 1994

      Owner:                       Woburn Massachusetts Hotel II Limited
                                   Partnership

      Manager:                     Remington Hospitality, Inc.

      Premises:                    Hotel located on 15 Middlesex Canal Park
                                   Road, Woburn, Massachusetts

      Term:                        15 years

      Renewal: Operator option for two successive periods of five years

      Management Fee:              3% of gross revenues

      Reserve for Replacement:     3% of gross revenues

      Termination:                 Upon default by either party; upon sale of
                                   property; and upon the death or
                                   incapacitation of Archie Bennett, Jr.,
                                   President of Remington Hotel Corporation.

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Explanation of the Simultaneous Valuation Formula

The algebraic equation known as the simultaneous valuation formula, which solves for the total property value using a ten-year mortgage and equity technique, was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(17)

The process of solving for the value of the mortgage and equity components begins by deducting the annual debt service from the projected income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value using the terminal capitalization rate. The equity residual, which is the total reversionary value less the mortgage balance at that point in time and less any brokerage and legal costs associated with the sale, is discounted to the date of value at the equity yield rate. The net income to equity for each projection year is also discounted back to the date of value. The sum of these discounted values equals the value of the equity component. Because the equity component comprises a specific percentage of the total value, the value of the mortgage and the total property can be computed easily. This process can be expressed in two algebraic equations that set forth the mathematical relationships between the known and unknown variables using the following symbols.

(17) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

HVS International, Mineola, New York              Simultaneous Valuation Formula
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NI     =   Net income available for debt service

V      =   Value

M      =   Loan-to-value ratio

f      =   Annual debt service constant

n      =   Number of years in the projection period

de     =   Annual cash available to equity

dr     =   Residual equity value

b      =   Brokerage and legal cost percentage

P      =   Fraction of the loan paid off during the projection period

fp     =   Annual constant required to amortize the entire loan during the projection period

Rr     =   Overall terminal capitalization rate that is applied to net income to calculate the total property reversion (sales price at the end of the projection period)

1/Sn   =   Present worth of $1 factor (discount factor) at the equity yield rate


Using these symbols, the following formulas can be used to express some of the components of this mortgage and equity valuation process.

Debt Service - A property's debt service is calculated by first determining the mortgage amount that equals the total value (V) multiplied by the loan-to-value ratio (M). Debt service is derived by multiplying the mortgage amount by the annual debt service constant (f). The following formula represents debt service.

                            f x M x V = Debt Service

Net Income to Equity (Equity Dividend) - The net income to equity (d(e)) is the property's net income before debt service (NI) less debt service. The following formula represents the net income to equity.

                              NI - (f x M x V) = de

Reversionary Value - The value of the hotel at the end of the tenth year is calculated by dividing the 11th-year net income before debt service (NI^11) by

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the terminal capitalization rate (R(r)). The following formula represents the property's tenth-year reversionary value.


                        (NI^11/R(r)) = Reversionary Value

Brokerage and Legal Costs - When a hotel is sold, certain costs are associated with the transaction. Normally, the broker is paid a commission and the attorney collects legal fees. In the case of hotel transactions, brokerage and legal costs typically range from 1% to 4% of the sales price. Because these expenses reduce the proceeds to the seller, they are usually deducted from the reversionary value in the mortgage and equity valuation process. Brokerage and legal costs (b), expressed as a percentage of reversionary value (NI^11R(r)), are calculated by application of the following formula.

                     b (NI^11/R(r)) = Brokerage and Legal Costs

Ending Mortgage Balance - The mortgage balance at the end of the tenth year must be deducted from the total reversionary value (debt and equity) in order to determine the equity residual. The formula used to determine the fraction of the loan remaining (expressed as a percentage of the original loan balance) at any point in time (P) takes the annual debt service constant of the loan over the entire amortization period (f) less the mortgage interest rate (i), and divides it by the annual constant required to amortize the entire loan during the ten-year projection period (f(p)) less the mortgage interest rate. The following formula represents the fraction of the loan paid off (P).

                             (f - i)/(f(p) - i) = P

If the fraction of the loan paid off (expressed as a percentage of the initial loan balance) is P, then the remaining loan percentage is expressed as 1 - P. The ending mortgage balance is the fraction of the remaining loan (1 - P) multiplied by the initial loan amount (M x V). The following formula represents the ending mortgage balance.

                                 (1 - P) x M x V

Equity Residual Value - The value of the equity upon the sale at the end of the projection period (d(r)) is the reversionary value less the brokerage and legal costs and the ending mortgage balance. The following formula represents the equity residual value.

            (NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

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Annual Cash Flow to Equity - The annual cash flow to equity consists of the equity dividend for each projection year plus the equity residual at the end of the tenth year. The following formula represents the annual cash flow to equity.

                           NI^1 - (f x M x V) = d(e)^1

                           NI^2 - (f x M x V) = d(e)^2

                          NI^10 - (f x M x V) = d(e)^10

             (NI^11/Rr) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

Value of the Equity - If the initial mortgage amount is calculated by multiplying the loan-to-value ratio (M) by the property value (V), then the equity value is one minus the loan-to-value ratio multiplied by the property value. The following formula represents the value of the equity.

                                    (1 - M) V

Discounting the Cash Flow to Equity to the Present Value - The cash flow to equity in each projection year is discounted to the present value at the equity yield rate (1/S(n)). The sum of these cash flows is the value of the equity (1 -
M) V. The following formula represents the calculation of equity as the sum of the discounted cash flows.

                   (d(e)^1 x 1/S^1) + (d(e)^2 x 1/S^2) + . . .
               + (d(e)^10 x 1/S^10) + (d(r) x 1/S^10) = (1 - M) V

Combining the Equations: Annual Cash Flow to Equity and Discounting the Cash Flow to Equity to the Present Value - The last step is to arrive at one overall equation that shows that the annual cash flow to equity plus the yearly discounting to the present value equals the value of the equity.

       ((NI^1 - (f x M x V)) 1/S^1) + ((NI^2 - (f x M x V)) 1/S^2) + . . .

                        ((NI^10 - (f x M x V)) 1/S^10) +

    (((NI^11/R(r)) - (b (NI^11/R(r))) - ((1 - P) x M x V)) 1/S^10) = (1 -M) V

Because the only unknown in this equation is the property's value (V), it can be solved readily.

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Ten-Year Projection of Income and Expense - Because the fixed and variable forecast of income and expense is carried out only to the stabilized year, it is necessary to continue the projection to the 11th year. In most cases, net income before debt service beyond the stabilized year is projected at an assumed inflation rate. By increasing a property's revenue and expenses at the same rate of inflation, net income remains constant as a percentage of total revenue, and the dollar amount escalates at the annual inflation rate. Hotel investors are currently using inflation rates of approximately 3.5% annually. The ten-year forecast of income and expense illustrates the subject property's net income, which is assumed to increase by 3.5% annually subsequent to the hotel's stabilized year of operation.

Solving for Value Using the Simultaneous Valuation Formula - In the case of the subject property, the following known variables have been determined.

================================================================================
Table 1: Summary of Known Variables
--------------------------------------------------------------------------------

      Annual Net Income                       NI     See Ten-Year Forecast
      Loan-To-Value Ratio                     M             70.0%
      Interest Rate                           i              9.5%
      Debt Service Constant                   f          0.111856
      Equity Yield                            Ye            22.0%
      Brokerage and Legal Fees                b              3.0%
      Annual Constant Required to
          Amortize the Loan in Ten Years      fp         0.155277
      Terminal Capitalization Rate             Rr           12.0%

--------------------------------------------------------------------------------

The following table illustrates the present worth of a $1 factor at the 22% equity yield rate.

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Table 2: Present Worth of $1 Factor at the Equity Yield Rate
--------------------------------------------------------------------------------

                         Calendar Year      Present Worth of $1
                            Ending:            Factor @22.0%
                         --------------------------------------

                             1997                 0.819565
                             1998                 0.671686
                             1999                 0.550490
                             2000                 0.451162
                             2001                 0.369756
                             2002                 0.303039
                             2003                 0.248360
                             2004                 0.203547
                             2005                 0.166820
                             2006                 0.136720

--------------------------------------------------------------------------------

Using these known variables, the following intermediary calculations must be made before applying the simultaneous valuation formula. The fraction of the loan paid off during the projection period is calculated as follows.

       P = ( 0.111856 - 0.095 )/( 0.155277 - 0.095 ) = 0.279638

The annual debt service is calculated as f x M x V.

            (f x M x V)= 0.111856 x 0.70 x V = 0.078299 V

Inserting the known variables into the hotel valuation formula produces the following.

                    (  655,000 -  0.078299 V ) x 0.819672 +
                    (  665,000 -  0.078299 V ) x 0.671862 +
                    (  701,000 -  0.078299 V ) x 0.550707 +
                    (  775,000 -  0.078299 V ) x 0.451399 +
                    (  802,000 -  0.078299 V ) x 0.369999 +
                    (  828,000 -  0.078299 V ) x 0.303278 +
                    (  858,000 -  0.078299 V ) x 0.248589 +
                    (  888,000 -  0.078299 V ) x 0.203761 +
                    (  920,000 -  0.078299 V ) x 0.167017 +
                    (  953,000 -  0.078299 V ) x 0.136899 +
       ((( 986,000 / 0.120 ) - ( 0.03 x ( 986,000 / 0.120 )) -
        ((1 - 0.279638 ) x 0.70 x V)) x 0.136899 )=(1- 0.70 )V

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Like terms are combined as follows.

            $4,036,869 - 0.376214 V = (1 - 0.70)V
                         $4,036,869 = 0.67621 V
                         V          = $4,036,869   /  0.67621
                         V          = $5,969,813

            Total Property Value as Indicated by
               the Income Capitalization
               Approach  (Say)      = $6,000,000

HVS International, Mineola, New York              Qualifications of Robert Wong
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================================================================================
Robert Wong


Employment

1996 to present             HVS INTERNATIONAL
                            Mineola, New York
                            (Hotel Valuations, Market Studies, Feasibility
                            Reports, and Investment Counseling)

1992 to 1996                CORNELL UNIVERSITY, SCHOOL OF HOTEL ADMINISTRATION
                            Ithaca, New York

1987 to 1992                DRAGON WYCK RESTAURANTS
                            Sheboygan, Wisconsin

Summer, 1992                HOLIDAY INN
                            Madison, Wisconsin

Education                   BS - School of Hotel Administration, Cornell
                            University

Professional Affiliations   Cornell Society of Hotelmen

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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================================================================================
Anne R. Lloyd-Jones, CRE

Employment

1982 to present            HVS INTERNATIONAL
                           Mineola, New York
                           (Hotel/Motel Valuations, Market Studies,
                           Feasibility Reports, and Investment Counseling)

1981                       FAIRMONT HOTEL
                           Dallas, Texas

1979 - 1980                SAGA FOOD SERVICE
                           SWARTHMORE COLLEGE
                           Swarthmore, Pennsylvania

1977 - 1980                DARANNE CATERERS
                           Swarthmore, Pennsylvania


Professional Affiliations  American Society of Real Estate Counselors -
                             Member (CRE)
                           Appraisal Institute - Candidate for Membership Cornell Society of Hotelmen

Education

                           MPS - School of Hotel Administration,
                             Cornell University

                           BA - Swarthmore College

                           Appraisal Institute
                             Course 1A1 - Real Estate Appraisal Principles Course 1A2 - Basic Valuation Procedures
                             Course 1BA - Capitalization Theory and Techniques,
                                          Part A
                             Course 1BB - Capitalization Theory and Techniques,
                                          Part B
                             Course 2-1 - Case Studies in Real Estate Valuation Course 2-3 - Standards of Professional Practice Course 3-1 - Report Writing

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Corporate and Institutional Clients Served

Ashford Financial Corporation
Chase Manhattan Bank, N. A.
Citibank / Citicorp NA
Credit Lyonnais
Doubletree Hotels
Grand Heritage Hotels
Great Western Bank
Goldman Sachs
Holiday Inns, Inc.
Interstate Hotels
MassMutual
Marriott International / Host Marriott
Morgan Stanley
OCWEN Financial Services
Remington Hotels
Sheraton Hotels
Starwood Capital Group
Starwood Lodging Trust
Winegardner & Hammons
Wyndham Hotel Company


Hotel Chains and Management Companies Appraised or Evaluated

Doubletree Hotels
Compri Hotels
Interstate Hotels
Fairmont Hotels
Guest Quarters
Hilton Hotels Corporation
Omni International Hotels
Ramada Hotel Corp.
Servico Hotel Corp.
Winegardner & Hammons


Appearance as an Expert Witness

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Jefferson City, Missouri
Federal Bankruptcy Court, Columbia, South Carolina
Federal Bankruptcy Court, Houston, Texas
Federal Bankruptcy Court, New York, New York
Federal Bankruptcy Court, San Bernardino, California
Federal Bankruptcy Court, Los Angeles, California
Federal Bankruptcy Court, Charlotte, North Carolina
Federal Bankruptcy Court, Miami, Florida
Federal District Court, Central Division, Salt Lake City, Utah
Iowa District Court, Story County, Iowa
Texas District Court, Harris County, Texas
Federal Bankruptcy Court, Tampa, Florida
Utah District Court, Salt Lake County, Utah
Federal Bankruptcy Court, Newark, New Jersey

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated

Arizona
- Wyndham Garden Hotel, Chandler
- Wyndham Garden Hotel - Airport, Phoenix
- Wyndham Garden Hotel - Union Hills, Phoenix
- Canyon Ranch Spa & Fitness Resort, Tucson

Alabama

- Holiday Inn, Birmingham
- Proposed Sheraton, Gulf Shores
- Proposed Inn, Mobile
- Holiday Inn, Sheffield

California
- Industry Hills Sheraton Hotel, City of Industry
- Piccadilly Inn, Fresno
- Proposed Inn at Foss Creek, Healdsburg
- Sunset Towers Hotel, Hollywood
- Proposed La Quinta, Irvine
- Wyndham Garden Hotel, La Jolla
- Days Inn, La Palma
- Proposed Marriott Courtyard, Palm Springs
- Proposed Club Hilton Hotel, Pleasanton
- Center Pointe Development, San Diego
- Holiday Inn-Embarcadero, San Diego
- Holiday Inn-Harbor View, San Diego
- Seven Seas Lodge, San Diego
- Proposed Fountaingrove Inn, Santa Rosa
- Sheraton Round Barn Inn, Santa Rosa
- Wyndham Garden Hotel, Sunnyvale
- Westlake Plaza Hotel, Thousand Oaks
- Proposed Marriott Courtyard, Torrance

Colorado
- Proposed Hotel, Keystone

Connecticut
- Holiday Inn, Milford
- Holiday Inn, New Britain

District of Columbia
- Grand Hotel, Washington
- Wyndham Bristol Hotel, Washington

Florida
- Kon Tiki Village, Kissimmee
- Sheraton Lakeside, Kissimmee
- Holiday Inn, 22nd Street, Miami Beach
- Holiday Inn, 87th Street, Miami Beach
- Holiday Inn, 180th Street, Miami Beach
- Sheraton Resort & Marina, St. Petersburg
- Hilton Hotel, Singer Island
- Royce Hotel, West Palm Beach

Georgia
- Marriott Hotel, Atlanta
- Wyndham Garden Hotel, Atlanta
- Holiday Inn, Brunswick
- Holiday Inn, Jekyll Island
- Mullberry Inn, Savannah
- Royal Savannah Inn, Savannah

Hawaii
- Hobron in Waikiki, Honolulu

Idaho
- Holiday Inn, Boise
- Red Lion Inn, Boise
- Super 8, Boise

Illinois
- Ramada Inn, Bloomington
- Proposed Marriott Courtyard, Glenview
- Wyndham Garden Hotel, Naperville

Indiana
- Holiday Inn, Bloomington
- Inn at the Four Winds, Bloomington
- Ramada Inn, Bloomington
- Hilton Hotel, Fort Wayne
- Airport Hilton Inn, Indianapolis
- Hilton at the Circle, Indianapolis

Iowa
- Holiday Inn, Ames
- Proposed Fairfield Inn, Des Moines

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Kentucky
- Proposed Super 8, London
- Proposed Super 8, Radcliff

Louisiana
- Sheraton Inn, Kenner
- Hotel Meridien, New Orleans

Maine
- Proposed Hotel, Old Orchard Beach

Maryland
- Brookshire Hotel, Baltimore
- Lord Baltimore Hotel, Baltimore
- Hyatt Regency, Bethesda

Massachusetts
- Proposed Marriott Courtyard, Andover
- Hyatt Regency, Cambridge
- Proposed Hotel, Franklin
- Sheraton Inn, Hyannis
- Marriott Hotel, Worcester

Michigan
- Bay Valley Inn, Bay City
- Hilton Airport, Detroit
- Westin Renaissance Center, Detroit
- Hotel Pontchartrain, Detroit
- Proposed Embassy Suites, Lansing
- Hilton Inn, Northfield
- Holiday Inn, Saginaw

Minnesota
- Wyndham Garden Hotel, Bloomington
- Marriott Hotel, Minnetonka

Missouri
- Inn at Grand Glaize, Osage Beach
- Bel Air Hilton, St. Louis
- Holiday Inn Riverfront, St. Louis

Nebraska
- Holiday Inn Airport, Lincoln
- Holiday Inn Northeast, Lincoln

Nebraska (continued)
- Marriott Hotel, Omaha
- Ramada Inn, Omaha
- Red Lion Inn, Omaha

Nevada
- Proposed Super 8, Las Vegas

New Jersey
- Ramada Inn, Edison
- Marriott Hotel, Hanover
- Headquarters Plaza, Morristown
- Hyatt Regency, New Brunswick
- Holiday Inn, North Brunswick

New York
- Hilton Hotel, Albany
- Proposed Embassy Suites, Amherst
- Holiday Inn Arena, Binghamton
- Holiday Inn SUNY, Binghamton
- Proposed Hotel, Binghamton
- Proposed Hilton, Brooklyn
- Marriott Hotel, Dewitt
- Metropole Hotel, Flushing
- Midway Hotel, Flushing
- Ramada Inn, Kingston
- Royce Hotel, La Guardia
- Holiday Inn, Latham
- Proposed Crowne Plaza, Manhattan
- Proposed Prince Street Hotel, Manhattan
- Proposed Roslyn Inn, Roslyn
- Proposed Le Richmonde, Rye Brook
- Hilton Hotel, Syracuse
- Hotel Syracuse, Syracuse
- Proposed Hotel, Watertown

North Carolina
- Proposed Inn, Chapel Hill
- Proposed Indep. Center Marriott Hotel,
    Charlotte
- Royce Hotel, Charlotte
- Howard Johnson's North, Charlotte

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Examples of Hotels Appraised or Evaluated (continued)

North Carolina (continued)
- Holiday Inn West, Durham
- Sheraton University Inn, Durham
- Holiday Inn, Fayetteville
- Holiday Inn Downtown, Raleigh

Ohio
- Proposed Hyatt Hotel, Cleveland
- Proposed Marriott Hotel, Cleveland

Oregon
- Holiday Inn Airport, Portland
- Holiday Inn South, Portland

Pennsylvania
- Quality Inn, Allentown
- Holiday Inn, Bensalem
- Proposed Marriott Courtyard, Devon
- Proposed Lafayette Inn, Easton
- Ramada Inn, Erie
- Holiday Inn, Harrisburg
- Marriott Hotel, Harrisburg
- Proposed Super 8, Harrisburg
- Proposed Super 8, Lancaster
- Holiday Inn West, Monroeville
- Days Inn Philadelphia
- Franklin Plaza Hotel, Philadelphia
- Franklin Towne EconoLodge, Philadelphia
- Guest Quarters Hotel, Philadelphia
- Hilton Inn, Northeast, Philadelphia
- Marriott Airport Hotel, Philadelphia
- Holiday Inn Greentree, Pittsburgh
- Holiday Inn Parkway East, Pittsburgh
- Holiday Inn North, Pittsburgh
- Holiday Inn Parkway West, Pittsburgh
- Proposed Hotel, Pittsburgh
- Royce Hotel, Pittsburgh
- Westin William Penn Hotel, Pittsburgh
- Hilton Hotel, Scranton
- Proposed Marriott Courtyard, Valley Forge
- Holiday Inn Meadowlands, Washington
- Ramada Inn, York
- Proposed Super 8, York

Rhode Island
- Proposed Hotel, Providence
- Omni Biltmore Hotel, Providence

South Carolina
- Proposed Charleston Center Hotel, Charleston
- Proposed Cooper River Inn, Charleston
- Howard Johnson's, Spartanburg
- Proposed Middleton Inn and
    Conference Center, Charleston
- Best Western, North Charleston
- Proposed Marriott Courtyard, Columbia
- Fairfield Inn, Florence
- Holiday Inn, Florence
- Fairfield Inn, Greenville
- Proposed Marriott Courtyard, Greenville
- Fairfield Inn, Hilton Head
- Holiday Inn, Hilton Head

Tennessee
- Hampton Inn, Brentwood
- Proposed Marriott Courtyard, Brentwood
- Howard Johnson's, Chattanooga
- Sheraton Hotel, Chattanooga
- Howard Johnson's, Knoxville
- Proposed Capital Mall Convention Center Hotel,
    Nashville
- Clarion Maxwell House, Nashville
- Holiday Inn Briley Parkway, Nashville
- Proposed Marriott Courtyard, Nashville
- Sheraton Music City, Nashville
- Stouffer's Nashville Hotel, Nashville
- Proposed Super 8, Nashville
- Union Station Hotel, Nashville
- Wyndham Garden Hotel, Nashville
- Proposed Super 8, Union City

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Texas
- Proposed Marriott Courtyard, Addison
- Proposed Marriott Courtyard, Arlington
- La Mansion, Austin
- Proposed Marriott Courtyard, Bedford
- Airport Hilton, El Paso
- Hotel Meridien, Houston
- Sheraton Hotel, Houston
- Proposed Marriott Courtyard, Las Colinas
- Proposed Marriott Courtyard, North Dallas
- La Mansion Del Norte, San Antonio
- La Mansion Del Rio, San Antonio
- Proposed Marriott Courtyard, San Antonio
- Proposed Marriott Courtyard - Medical Center,
    San Antonio

Utah
- Deer Valley Resort, Park City
- Hilton Inn, Salt Lake City
- Holiday Inn, Salt Lake City
- Sheraton Hotel, Salt Lake City

Virginia
- Mountain Lake Hotel, Blacksburg
- Howard Johnson's, Bristol
- Boars Head Inn, Charlottesville
- Proposed Fairfield Inn, Hampton
- Proposed Embassy Suites, Herndon
- Ramada Renaissance, Herndon
- Proposed Marriott Courtyard, Manassas
- Omni Hotel, Norfolk

Virginia (continued)
- Proposed Marriott, Norfolk
- Howard Johnson's, Richmond
- Howard Johnson's, Roanoke
- Howard Johnson's, Roanoke Rapids
- Wyndham Hotel, Williamsburg

Washington
- Wyndham Garden Hotel, Bothell
- Redmond Hotel, Redmond
- Wyndham Garden Hotel, SeaTac

West Virginia
Proposed Budget Motel, Princeton

Wisconsin
- Proposed Granada Royale, Green Bay
- Holiday Inn-Downtown, Green Bay

Canada
- Inn on the Park, Toronto

Puerto Rico
- Carib Inn, San Juan

Virgin Islands
- Virgin Grand Beach Hotel, St. Thomas

Jamaica
- Holiday Inn, Montego Bay

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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================================================================================
Stephen Rushmore, CRE, MAI, CHA

Employment
1980 to present

                     HVS INTERNATIONAL
                     Mineola, New York
                     (Hotel/Motel Valuations, Market Studies,
                     Feasibility Reports, and Investment Counseling)
1977 - 1980
1971 - 1974

                     HELMSLEY-SPEAR HOSPITALITY SERVICES, INC.
                     New York, New York
                     (Real Estate)
1974 - 1977

                     JAMES E. GIBBONS ASSOCIATES
                     Garden City, New York
                     (Mortgage Banking, Appraisals, Hotel Operations)
Affiliated
Ownership Interests

                     HVS INTERNATIONAL (SAN FRANCISCO, CALIFORNIA)
                     West coast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (MIAMI, FLORIDA)
                     Southeast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (BOULDER, COLORADO)
                     Midwest office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (VANCOUVER, CANADA)
                     Canadian office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (LONDON, ENGLAND)
                     European office for hotel/motel appraisals and counseling

                     HVS - EXECUTIVE SEARCH
                     Hotel/motel executive search and human resource consulting

HVS International, Mineola, New York                Qualifications of Stephen
                                                    Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     HVS - ECO SERVICES
                     Environmental consulting for hotels and motels; administrator of the ECOTEL designation

                     HOSPITALITY EQUITY INVESTORS, INC.
                     Hotel and motel investment and management company

                     TRUMBULL MARRIOTT HOTEL
                     General partner of a 324-room hotel and conference center

                     PRINCETON HOTEL ASSOCIATES
                     General partner of a 128-unit Residence Inn in Princeton, New Jersey

                     SEAVIEW GOLF RESORT ASSOCIATES
                     General partner of a 298-unit, 424-acre Marriott resort in Absecon, New Jersey

                     SHELTON HOTEL ASSOCIATES
                     General partner of a 96-unit Residence Inn in Shelton, Connecticut

                     DANBURY HOTEL ASSOCIATES
                     General partner of a 243-unit Hilton Hotel in Danbury, Connecticut

                     PRUDENTIAL - HEI JOINT VENTURE
                     Joint venture partner with Prudential Insurance Company of America on a 234-unit Embassy Suites in Atlanta, Georgia

                     WESTPORT NORFOLK ASSOCIATES
                     General partner of a 425-unit Omni Hotel in Norfolk,
                     Virginia

                     WESTPORT BWI, LLC
                     General partner of a 310-unit Marriott Hotel in Baltimore, Maryland

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     WESTPORT RARITAN, LLC
                     General partner of a 274-unit Crowne Plaza Hotel in Raritan, New Jersey

                     WESTPORT NOVI, LLC
                     General partner of a 193-unit Hilton Hotel in Novi,
                     Michigan

                     WESTPORT LONG BEACH, LLC
                     General Partner of a 460-unit Sheraton Hotel in Long Beach, California

                     WESTPORT PARK RIDGE, LLC
                     General Partner of a 265-unit hotel and conference center in Valley Forge, Pennsylvania

                     WESTPORT CHARLESTON, LLC
                     General Partner of a 295-unit Hilton Hotel in Charleston, South Carolina

                     HOSPITALITY VALUATION SOFTWARE, INC.
                     Founder of software company that develops and distributes hotel financial analysis software

Hotels Managed

                     Sheraton Hotel, Smithtown, New York
                     Marriott Hotel, Baltimore Airport, Maryland
                     Hilton Hotel, Danbury, Connecticut
                     Residence Inn, Princeton, New Jersey
                     Embassy Suites, Atlanta Airport, Georgia
                     Omni Hotel, Norfolk, Virginia
                     Crowne Plaza, Raritan, New Jersey
                     Hilton Hotel, Novi, Michigan
                     Sheraton Hotel, Long Beach, California
                     Hilton Hotel, Charleston, South Carolina
                     Park Ridge Hotel and Conference Center, Valley Forge, Pennsylvania
                     Hilton Hotel, Wilmington, Delaware

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Professional Affiliations

                     American Society of Real Estate Counselors - Member (CRE)
                     - Board of Governors

                     Appraisal Institute - Member (MAI) (SREA)
                     - Developer and Instructor, Hotel Investment and Valuation Seminar
                     - Developer and Instructor, Hotel Computer Valuation
                     Seminar

                     American Hotel and Motel Association
                     - Certified Hotel Administrator (CHA)
                     - Industry Real Estate Financing Advisory Council (IREFAC)

                     International Society of Hospitality Consultants - Member
                     (ISHC)

                     New York University - Adjunct Assistant Professor of Nutrition, Food and Hotel Management

                     Michigan State University - Honorary Faculty, Honorary Alumnus

                     Certified General Appraiser - Arizona, Colorado, Connecticut, Delaware, District of Columbia, Georgia, Illinois, Massachusetts, Michigan, Minnesota, Nebraska, New Jersey, New York, Oregon, Pennsylvania, South Carolina, Tennessee, Utah, Virginia

                     Licensed Real Estate Broker - New York, Pennsylvania

                     Board of Advisers
                     - Real Estate Finance Journal
                     - Real Estate Workouts & Asset Management

                     American Arbitration Association - National Real Estate Valuation Council

                     Cornell Society of Hotelmen

                     New York University Masters in Hospitality Management - Advisory Board

                     New York University Hospitality Investment Conference - Board of Advisors

                     Beta Gamma Sigma - National Honor Society in Business and Management

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                                                     Rushmore, CRE, MAI, CHA
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Endowment

                     Hospitality Valuation Services Professor of Hotel Finance and Real Estate
                     - School of Hotel Administration, Cornell University (currently held by Professor James J. Eyster)

Education

                     BS - School of Hotel Administration, Cornell University

                     MBA - Graduate School of Business Administration (Finance), University of Buffalo

                     Candidate for PhD - School of Education, Department of Food Service Management, New York University

Partial List of Teaching and Lecture Assignments

                     Cornell University - Computer Valuation Techniques Michigan State University - Hotel Management Contracts University of North Carolina - Hotel Market Studies University of Virginia - Assessing Hotels
                     American Arbitration Association - Real Estate Arbitration American Hotel and Motel Association - Hotel Obsolescence Appraisal Institute - Hotel Valuation (over 50 seminars) International Association of Assessing Officers - Hotel Valuation
                     Montreal Appraisal Society - Total Project Analysis Society of Real Estate Appraisers - Lease Seminar Lodging Hospitality - Lodging Summit

Published Books
and Seminars

Textbooks
                     The Valuation of Hotels and Motels,
                     Appraisal Institute, Chicago, Illinois, 1978

                     Hotels, Motels and Restaurants: Valuations and Market Studies,
                     Appraisal Institute, Chicago, Illinois, 1983

                     How to Perform an Economic Feasibility Study of a Proposed Hotel/Motel,
                     American Society of Real Estate Counselors, Chicago, Illinois, 1986

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                                                     Rushmore, CRE, MAI, CHA
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Published Books and Seminars (continued)

Textbooks (continued)

                     Hotel Investments: A Guide for Owners and Lenders, Warren, Gorham and Lamont, Inc., New York, New York, 1990

                     The Computerized Income Approach to Hotel Market Studies and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1990

                     Hotel Investments: A Guide for Owners and Lenders, 1992 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotel Investments: A Guide for Owners and Lenders, 1993 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1992

Student Manuals

                     The Valuation of Lease Interests,
                     Society of Real Estate Appraisers, Chicago, Illinois, 1976

                     Hotel-Motel Valuation Seminar,
                     Appraisal Institute, Chicago, Illinois, 1981, 1988, 1990

                     The Computerized Approach to Hotel Market Studies and Valuations Seminar,
                     Appraisal Institute, Chicago, Illinois, 1991

Demonstration Appraisal

                     Demonstration Appraisal of a Proposed Hotel, Spring Valley, New York, Hospitality Valuation Services, Mineola,
                     New York, 1983, 1990

Chapters

                     The Real Estate Handbook-Second Edition, Dow Jones-Irwin, 1989, "Hotels and Motels"

                     Arbitration of Real Estate Valuation Principles, American Arbitration Association, 1987, "Arbitration in the Hospitality Industry"

                     Ethics in Hospitality Management: A Book of Readings, Educational Institute of the American Hotel and Motel Association, 1992, "Ethics in Hotel Appraising"

                     The Lodging and Food Service Industry, Educational Institute of the American Hotel and Motel Association, 1993, "Insider's Insights"

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles

The Appraisal Journal

                     "Using Total Project Analysis to Compete for Investment
                      Capital," October, 1975
                     "The Appraisal of Food Service Facilities," July, 1980 "Publish and Prosper," October, 1980
                     "Valuation of Hotels and Motels for Assessment Purposes,"
                      April, 1984
                     "Adjusting Comparable Sales for Hotel Assessment Appeals,"
                      July, 1986
                     "Hotel Business Value and Working Capital: A
                      Clarification," January, 1987
                     "Ethics in Hotel Appraising," July, 1993

The Appraiser

                     "Hotel-Motel  Appraisal  Misconceptions  Set  Straight,"
                      January, 1979
                     "No Conventional Financing Available for Hotels: Rushmore,"
                      December, 1979
                     "Estimating Hotel Land Values Using Comparable Ground
                      Leases," April, 1980

Bulletin of the
Cornell Society of
Hotelmen

                     "Employment Philosophy for a Consulting Practice," July,
                      1984

Business Travel News

                     "A Snapshot of a Classic Recovery," July, 1995

The Canadian Appraiser

                     "Hotel/Motel Market Sales Update," Summer, 1987

Capital Sources for Real Estate

                     "Stephen  Rushmore  Discusses the Future of the Lodging
                      Industry," December, 1994

Cayuga Advisor

                     "Secrets to Success in Consulting," October, 1992

Chapter News and Notes

                     "Quantifying a Hotel's Business Value," November, 1979

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles
(continued)

Cornell Hotel &
Restaurant
Administration
Quarterly

                     "A Preliminary Market Study," November, 1974
                     "How Much is Your Place Worth  Today?  A Case Study in
                      Hotel - Motel Valuation," May, 1975
                     "What Can Be Done About Your Hotel's Real Estate Taxes?"
                      May, 1977
                     "The Appraisal of Lodging Facilities," August, 1978
                     "The Appraisal of Food Service Facilities," February,
                      1979
                     "The Appraisal of Lodging Facilities - Update," November,
                      1984
                     "Hotel Sales Prices Down More Than 12%," May, 1991
                     "Seven Current Hotel Valuation Techniques," August, 1992 "The Valuation of Distressed Hotels," October, 1992
                     "Hotel Lending in the 1990's: Amateurs Beware,"
                      December, 1994
                     "Investment Values of Lodging Property: Modeling the
                      Effects of Income Taxes and Alternative Lender Criteria," December, 1995

FCI Spec Sheet

                     "Employment  Philosophy  for  a  Consulting  Practice,"
                      September, 1984

Florida Hotel & Motel Journal

                     "Rushmore Reports Rising Hotel Prices," February, 1995

Hotel and Motel Management

                     "Average Rate vs. Project Cost," May 1, 1974
                     "How to Increase the Marketability of Your Motel," April,
                      1981
                     "Tougher Lending, Lower Room Rate Hikes On Way?" June, 1981 "What is That Mortgage Loan Going to Cost You?" August,
                      1981
                     "How to Perform a Study of Your Property's Market,"
                      October, 1981
                     "How do High Interest Rates Affect Your Motel's Value?"
                      December, 1981
                     "How to Buy a Feasibility  Study That Works for You,"
                      February, 1982
                     "Settling Lease Conflicts  Quickly Through  Arbitration,"
                      April, 1982

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Hotel and Motel Management (continued)

                     "Are Casino Hotels Really Worth $500,000 Per Room?" June,
                      1982
                     "Discount Rates and Internal Rate of Return," August,
                      1982
                     "Determining a Property's Extended Life Cycle,"
                      November, 1982
                     "Using Microcomputers for Forecasting," December, 1982 "Update on Hotel Development Costs," January, 1983 "Estimating a Site's Worth by Finding Its Profit Value,"
                      June, 1983
                     "Hotel Construction May Be Slowing Down a Little Bit,"
                      April, 1983
                     "The Investor's Risk Sways to Prevailing Economic Winds,"
                      August, 1983
                     "Is Your Property Tax at as Low a Level as it Should Be?"
                      October, 1983
                     "The Ultimate Guest Room: Could it Ever Exist Anywhere?"
                      December, 1983

Hotel-Motor Inn Journal

                     A Preventive Maintenance System for Motels," March, 1975

Hotel Valuation Journal

                     "Hotel Valuation Index Peaks During 1989," Fall, 1990 "Hotel Development Costs," Winter, 1991
                     "Hotel Valuation Index for 1990," Spring, 1991
                     "Bad Year for Hotel Sales Prices Confirmed," Spring, 1992 "Hotel Sales Prices on the Rise," Fall, 1994
                     "United States Hotel Values Climb," Spring/Summer, 1995 "It's Time for Franchise Reform," Fall, 1995

Institutions/
Volume Feeding

                     "Greater Risk/Greater Profit Potential:  Hotel Management
                      Contract," May, 1973

Lodging Hospitality

                     "How to Finance Renovation Projects," January, 1974 "Controlling Your Real Estate Taxes," July, 1978 "Putting Together a Sound Financial Package," December,
                      1978
                     "Favorable Outlook for Lodging Values," December, 1983 "Are Your Property Taxes Too High? (Part I and II)," May
                      and June, 1984

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Hotel Development Costs," July, 1984
                     "The Right Management Contract for You," September, 1984 "Selecting the Firm to Prepare Your Feasibility
                      Study," October, 1984
                     "A Quick How-To In Hotel Valuation," November, 1984 "Updating Lodging Interest Rates," December, 1984
                     "Is Your Guest Experience Up to Par?" January, 1985
                     "How to Perform a Breakeven Analysis," May, 1985 "Evaluating Operating Performance," June, 1985
                     "Hotel Lenders Toughen Underwriting Requirements," July,
                      1985
                     "Don't Forget the Pre-Opening Agreement," August, 1985 "Management Companies Should Participate in Financing,"
                      October, 1985
                     "Current Techniques for Valuing Hotel Land," November, 1985 "Hotel Development Costs," December, 1985
                     "Sourcing Debt Into the 1990's," January, 1986
                     "Hotel Valuation Thumb Rule," February, 1986
                     "Value in Use Versus Value in Exchange," March, 1986 "Stretching Feasibility," April, 1986
                     "The Management Question," May, 1986
                     "How to Commission a Feasibility Study," June, 1986
                     "Macro Trends Affecting Property Values," July, 1986 "Hotel-Motel Market Sales Update," August, 1986
                     "Financing Alternatives: Zero Coupon Mortgages," September,
                      1986
                     "Forecasting Lodging Energy Costs," October, 1986 "Portfolio Financing a Better Way," November, 1986
                     "Profit by Looking at History," December, 1986
                     "Why New York Isn't Overbuilt," February, 1987
                     "How to Discourage Hotel Overbuilding: A Case Study,"
                      April, 1987
                     "Structuring an Incentive Management Fee," June, 1987

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Franchising Questions and Answers," July, 1987 "Comparing Hotel Development Costs," August, 1987 "Understanding Economic Life," September, 1987
                     "Prices Rise for Lodging Properties," October, 1987 "Management Companies Are Key to Success," November, 1987 "Evaluating a Management Contract Fee Structure,"
                      December, 1987
                     "Check Profits Before Selecting Hotel Operator," January,
                      1988
                     "It's a Good Time to Review Your Taxes," February, 1988 "How to Use a Management Company Rating System," March,
                      1988
                     "Make Sure Management Contracts Contain These Terms,"
                      April, 1988
                     "Hotel Access and Visibility," May, 1988
                     "Chain Sale Strategies," July, 1988
                     "Evaluating a Hotel Franchise," August, 1988
                     "Evaluating Franchise Fees," September, 1988
                     "Opportunities in Economy Lodging," October, 1988
                     "How to Obtain a Hotel Mortgage," November, 1988 "Arbitration in the Hospitality Industry," December, 1988 "Lodging Development Cost Update," January, 1989 "Amenities as Profit Builders," February, 1989
                     "Hotel Values Mirror the Times," March, 1989
                     "Forecasting Revenue and Expenses," April, 1989
                     "Real Estate Jargon Made Simple," May, 1989
                     "Pricing a Management Contract," June, 1989
                     "Trends in Valuation," July, 1989
                     "Rescuing the Distressed Hotel," August, 1989
                     "Shielding Against Incompetence," September, 1989
                     "Hotel Valuation Revisited," October, 1989
                     "New Breed of Hard Budgets," November, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Figuring Cap Rates," December, 1989
                     "A Glance Backward," January, 1990
                     "Costs Creeping Up," February, 1990
                     "Valuing Distressed Properties," March, 1990
                     "Cap and Discount Rates," April, 1990
                     "An Open Letter," May, 1990
                     "Misconceptions About Appraisals," June, 1990
                     "Hotel Values Still Growing," July, 1990
                     "Hotel Renovation is Key to `90s," August, 1990 "Time Right for Hotel Leases," September, 1990 "Getting a Fix on Rates," October, 1990
                     "The Wrinkles of Class," November, 1990
                     "A Glance Backward," December, 1990
                     "The Price Dropoff," January, 1991
                     "The Cost Washout," February, 1991
                     "Survival of the Fittest," March, 1991
                     "Looking Out and Up," April, 1991
                     "The Bottom is in Sight," May, 1991
                     "The Pitfalls of Liquidation," June, 1991
                     "Extra! Extra! Hospitality News," July, 1991
                     "The Art of Hotel Renovation," August, 1991
                     "No Better Time for a Tax Review," September, 1991 "No Time for Passivity," October, 1991
                     "What a Franchise Really Costs," November, 1991
                     "In Case You Hadn't Heard," January, 1992
                     "Negotiation - The Name of the Game," February, 1992 "Now Could be the Time to Build," March, 1992
                     "The Well May Stay Dry," April, 1992

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Hotel Life Expectancy," May, 1992
                     "Hotel Values - What a Downer," June, 1992
                     "How to Make Money Now," July, 1992
                     "Hotel Chain Class Survey," August, 1992
                     "Budget Dining with Rushmore," September, 1992 "Bookings Up, Rates Will Follow," October, 1992 "Hospitality Master's Good Preparation," November,
                      1992
                     "What's New on the Job Front?" January, 1993
                     "Where Have All the Hotels Gone?" February, 1993 "Hotel Building Costs Continue to Fall," March, 1993 "Hotel Values Head Upward," April, 1993
                     "The Rise and Fall of Trophy Hotels," May, 1993 "Hotel Sales and Prices Rebound," June, 1993
                     "Third Parties Loosening Purse Strings," July, 1993 "Beyond Recycling: The Ecotel," August, 1993
                     "Time to Reduce Property Taxes," September, 1993 "Lodging: The Way I See It," October, 1993
                     "Choosing an Appraiser," November, 1993
                     "Who Needs an Asset Manager?" January, 1994
                     "Investing by the Numbers," February, 1994
                     "Fire Your Staff and Lease Them Back," March, 1994 "Published Rates Hint at Recovery," April, 1994
                     "Now is the Time to Start Building," May, 1994 "Hotel Values Heading Up," June, 1994
                     "Farewell, Friend," July, 1994
                     "Sales Prices Creeping Up," August, 1994
                     "Selecting Green Hotel Supplies," September, 1994 "Don't Write Off Full-Service Hotels," October,
                      1994

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Lodging REIT's Are on the Rise," November, 1994 "Going Back to the Future," January, 1995
                     "How much do Managers Make?" March, 1995
                     "Lodging Transactions Soared in '94," April, 1995 "Hotel Development Costs on the Rise," May, 1995 "Hotel Values up Significantly," June, 1995
                     "What a Franchise Costs over the Long Term," July,
                      1995
                     "Road Food Part II," August, 1995
                     "It's Time for Franchise Reform," September, 1995 "Extended Stay May Not Extend Your Profits,"
                      October, 1995
                     "The Year as I See It," November, 1995
                     "Cap Rate 101," January, 1996

Michigan Lodging

                     "Hotel Development Costs," January, 1988

The Mortgage and Real Estate Executives Report

                     "Atlantic City Building Game Involves High Stakes,"
                      August, 1979
                     "How Interest Rates Affect Real Estate Values,"
                      June, 1982
                     "Update on Hotel Development Costs," May 1, 1983

Motel-Hotel Insider

                     "The  $100,000  Plus  Hotel  Room Has Become a
                      Reality," November 19, 1979
                     "Update on Hotel Development Costs," April 4, 1983

NAIFA - The
Appraisal Review

                     "Hotel Valuation Techniques," Vol. 44, 1991

Real Estate Digest

                     "Why Should the Management Team be Important to
                      Hotel Lenders," Fall, 1988

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate
Finance Journal

                     "What is a Typical Fee for a Hotel Management
                      Contract?" Fall, 1988
                     "Hotel Franchise Fees," Winter 1989
                     "Why the Management Team Should be Important to
                      Hotel Lenders," Spring, 1989
                     "Hotel Values and Costs," Summer, 1989
                     "Structuring a Hotel Investment," Fall, 1989
                     "A Guide for Lenders Holding  Distressed  Hotel
                      Loans," Winter, 1990
                     "Estimating  Current  Interest  Rates  for Hotel
                      Financing," Spring, 1990
                     "Hotel Valuation Techniques," Summer, 1990
                     "Now is the Time to Review Your Hotel's Property
                      Taxes," Fall, 1990
                     "Property Tax Assessments for Hotels and Motels,"
                      Winter, 1991
                     "Putting Together Hotel Management  Agreements -
                      Part I," Spring 1991
                     "Putting Together Hotel Management  Agreements -
                      Part II," Summer, 1991
                     "The 1980s - The Decade of Change," Fall, 1991
                     "An Overview of the Hotel Industry: Past, Present,
                      and Future," Spring, 1994

Real Estate Forum

                     "Casino Hotels Raise Valuation Questions,"
                      November, 1981

Real Estate
Investment Ideas

                     "How Fuel and Energy Shortages Should Affect Investment
                      Decisions in the Hospitality Industry," March, 1974
                     "Upward Trend Continues for Sales Price of Hotel-Motel
                      Properties," May, 1988
                     "High Prices Paid for Hotel-Motel Properties," February,
                      1990

Real Estate Issues

                     "Employee Compensation for a Consulting Practice,"
                      Fall/Winter, 1985
                     "Hotel/Motel Market Sales Update," Spring/Summer,
                      1987

Real Estate Newsletter

                     "Computers in Hotel Appraising," May 15, 1989

Real Estate
Investment Ideas

                     "Hotel-Sales Update," Winter, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate Review

                     "Valuing Motels and Hotel in the Current Market,"
                      Fall, 1972
                     "Dealing With Distressed Hostelry Loans," Fall, 1975 "The Mortgage Underwriting Consultant Comes of
                      Age," Fall, 1977
                     "Real Estate Compensation," Winter, 1987

Real Estate Workouts
and Asset Management

                     "Stephen Rushmore on Directions in the Hospitality
                      Industry," September, 1992

Real Values

                     "Hotel Construction Cost Update," April, 1986

Restaurant and
Hotel Design
                     "How Much Should the Renovation Be?" March, 1986
                     "14 Notable Hotel Development Firms," December, 1987

Rushmore on Hotel Valuation

                     "Mortgage - Equity," Winter, 1979
                     "Atlantic City - From Bust to Boom," Winter, 1979 "Mortgage - Equity," Spring, 1979
                     "Developing Mortgage Data," Spring 1979
                     "Gasoline and Market Values, " Spring, 1979
                     "Mortgage - Equity," Fall, 1979
                     "Quantifying a Hotel's Business Value," Fall, 1979 "What Has Happened to Typical Hotel-Motel
                      Development Costs?," Fall, 1979
                     "Mortgage-Equity," Winter, 1980
                     "Extending Hotel Economic Life Through Renovation,"
                      Winter, 1980
                     "Estimating Hotel Land Values Using Comparable
                      Ground Leases," Winter, 1980
                     "Quantifying the Value of Personal Property to a
                      Going Hotel," Spring, 1980
                     "Recent Changes in New York City's Hotel Market,"
                      Spring, 1980
                     "Hotel-Motel Economic Lives," Fall, 1980
                     "Mortgage - Equity," Fall, 1980
                     "Mortgage - Equity," Winter, 1981
                     "Developing Mortgage Data," Winter, 1981
                     "Statistical  Support  for  Food  and  Beverage
                      Projections," Winter, 1981
                     "Mortgage - Equity," Spring/Summer, 1981

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Rushmore on Hotel Valuation (continued)

                     "Quantifying a Hotel's Demand," Spring/Summer, 1981
                     "A Five-Year Overview of Typical Hotel-Motel
                      Development Costs," Spring/Summer, 1981
                     "Mortgage - Equity," Winter/Spring, 1982
                     "Update on Hotel Capitalization Rates,"
                      Winter/Spring, 1982
                     "Mortgage - Equity," Summer/Fall, 1982
                     "Are Casino Hotels Really Worth $500,000 Per Room?"
                      Summer/Fall, 1982
                     "The Hotel-Motel Life Cycle, Summer/Fall, 1982
                     "Mortgage - Equity," Winter/Spring, 1983
                     "Update on Hotel Development Costs," Winter/Spring, 1983 "The Valuation of Hotels and Motels for Assessment
                      Purposes," Winter, 1984
                     "Hotel Capitalization Rates," Summer, 1984
                     "Hotel Development Cost Survey," Summer, 1984
                     "Selecting a Hotel Management Company," Fall, 1984 "Hotel Capitalization Rates," Spring, 1985
                     "How to Perform a Breakeven Analysis," Spring, 1985 "Hotel Capitalization Rates," Winter, 1986
                     "Hotel Development Costs," Winter, 1986
                     "Hotel Valuation Survey," Winter, 1987
                     "Impact of New Tax Laws on Hotel Values," Winter, 1987 "Hotel-Motel Market Sales Update," Winter, 1987 "Structuring an Incentive Management Fee," Fall, 1987 "Understanding Your Hotel's Economic Life," Fall, 1987 "Hotel Development Costs," Fall, 1987
                     "Hotel, Motel Market Sales Update," Winter, 1988 "Amenity Creep," Winter, 1989
                     "Hotel Franchise Fees," Winter, 1989
                     "Hotel Valuation Index," Fall, 1989
                     "Latest Trends in Hotel Values," Fall, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Tri-State Real Estate Journal

                     "Across the Nation: Hotel Sale Prices Escalate on Average,"
                      December 23, 1994

U.S. Real Estate Week

                     "All-Suites Market Entering Second Phase," May 4, 1987

Valuation

                     "Hotel-Motel Market Sales Update," February, 1987

Quarterly Newsletter
Hotel Valuation Journal

                     Professional newsletter with a circulation of 10,000

Real Estate Column
Lodging Hospitality

                     Real estate editor for a major monthly hospitality periodical

Hospitality Column
Real Estate Finance Journal

                     Contributing hospitality editor

Computer Software
Hospitality Valuation Software

                     Hotel financial software for room night analyses, income and expense forecasts, and valuation calculations - developed and distributed for the Appraisal Institute

Hotel-Motel Data
Hospitality Market Data
Exchange

                     National clearinghouse for information pertaining to hotel and motel transactions

Hotel Valuation Index

                     National index of hotel value trends for 24 individual market areas

Hospitality Seminar Series

                     Intensive short courses for hotel and restaurant professionals

Hotel Franchise Fees Analysis Guide

                     Analysis of hotel franchise fees and costs

Hospitality Bibliography

                     Comprehensive literature index of hotel and restaurant books and articles

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                                                     Rushmore, CRE, MAI, CHA
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Awards
Robert H. Armstrong Award

                     For the most significant contribution to The Appraisal Journal in 1975

Activities

                     Commercial pilot, instrument, multi-engine; sailing; skiing

Corporate and Institutional Clients Served

Aetna Life Insurance
AIG Real Estate Investment
Aldrich Eastman and Waltch
Allstate
American Airlines
America's Best Inns
Arthur Anderson & Company
Bankers Trust Company
Bank of America
Bank of Boston
Bank of Montreal
Bank of New York
Bank of Nova Scotia
Bank of Tokyo
Bank One-Columbus
Banque Indosuez
Barclay's Bank
Baybank Boston
The Beacon Companies
Bear, Stearns & Company, Inc.
Best Inns
Best Western International
Boykin Management Co.
Bradbury Suites
C. Itoh
Caesar's World
California Dept. of Transportation
Chase Lincoln First Bank, N.A.
Chase Manhattan Bank
Chemical Bank
Chrysler Capital Corporation
CIGNA
Citibank
Citicorp Real Estate
City of Boston
City of Detroit
City of Grand Rapids
City of Kalamazoo
City of Orlando
City of Philadelphia
City of Santa Monica
City of Toronto
Columbia Sussex Corporation
Continental Illinois National Bank
Copley Real Estate Advisors
Corporex Development
CRI, Inc.
Cushman and Wakefield
Days Inns
Edward J. DeBartolo Corp.

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Corporate and Institutional Clients Served (continued)

Deer Valley Ski Corporation
Doubletree Hotels
Drury Inns
Econo Lodge
Economic Development Admin.
EIE Regent International
Embassy Suites
Equitable Life Assurance
Equitable Real Estate Investment
European American Bank
Fairmont Hotels
Federal Deposit Insurance Corp.
First Boston
First California Savings
First Interstate Bank
First National Bank of Chicago
Four Seasons Hotels
Goldman, Sachs
Greater Orlando Aviation Authority
Great Western Bank
Great Western Savings
Guest Quarters
Hampton Inns
Hilton Hotels, Corp.
Hilton International
Holiday Corporation
Holiday Inns
Home Savings of America
Howard Johnson's
Hudson Hotels Corporation
Hyatt Hotels
Industrial Bank of Japan
Interstate Hotels
The Irvine Company
ITT Commercial Finance Corp.
Japan Airlines
JDC (America) Corporation
John Q. Hammons
John Hancock Life Insurance
Johnson & Wales College
Kenneth Leventhal & Assoc.
Kidder Peabody & Company, Inc.
La Quinta
Larken, Inc.
Lexington Companies
Loews Hotels
Harry Macklowe Real Estate
Marine Midland Bank, N.A.
Marriott Corporation
MA Bay Transit Authority
Massachusetts Mutual Life
Mellon Bank
Meridien Hotels
Merrill Lynch
Merrill Lynch Capital Markets
Metropolitan Life Insurance
Microtel
Midlantic Bank

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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=============


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Corporate and Institutional Clients Served (continued)

Mitsubishi
Morgan Guaranty Bank & Trust Co.
J.P. Morgan Investment Management
Morgan Stanley
Motel 6, Inc.
Mutual Benefit Co.
National Westminster Bank
New York Life Insurance
Nippon Credit Bank
Nomura Securities Int'l
North American Taisei Corporation
Northwestern Mutual Life
Omni Hotels
Parabas Bank
Prime Motor Inns
Property Capital Trust
Prudential Life Insurance
Radisson Hotels
Ramada Inns
Red Lion Inns
Regent International
Registry Hotels
Residence Inns
Resolution Trust Corporation
Rhode Island Hospital Trust
Ritz-Carlton Hotels
Rodeway Inns
Rose Associates
Salomon Brothers
San Antonio Hotel/Motel Assoc.
Sanwa Bank
Security Pacific Bank
Servico Management Corp.
Sheraton Hotels
Sonesta Hotels
Sonnenblick-Goldman
Steamboat Ski Corporation
Stouffer Hotels
Stratton Corporation
Sumitomo Bank
Summerfield Hotel Corporation
Super 8 Hotels
Swiss Bank Corporation
Taisei
Texas Commerce Bancshares, Inc.
Tishman Realty Corporation
Trans World Airlines
Travelers Insurance
TraveLodge
Trusthouse Forte
UBS Securities
Union Labor Life
United Bank of Switzerland
United Inns, Inc.
United States Steel
Universal Hotels
U.S. Air Force
U.S. Department of Justice

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============


================================================================================

Corporate and
Institutional Clients
Served (continued)

U.S. Department of the Army
U.S. Department of the Interior
U.S. Economic Development Authority
U.S. Trust Company
Walt Disney Productions
Westin Hotels
Williams Hospitality Corporation
Winegardner & Hammons
Winthrop Financial Associates
Wyndham Hotels
Zeckendorf Company

Appearance as
an Expert Witness

Administrative Law Court - SEC, Washington, DC
Appellate Tax Board, Boston, Massachusetts
Arbitration, Wayne, New Jersey
Assessment Appeals Board, Los Angeles County, Los Angeles, California Board of Equalization and Review, Washington, District of Columbia (2) Board of Taxation, Atlantic City, New Jersey
Bureau de Revision Evaluation Fonciere du Quebec, Montreal, Canada Circuit Court, Orange County, Orlando, Florida
Condemnation Review Board, Minneapolis, Minnesota
Corporation Committee, Rhode Island State Senate
Court  of  Common  Pleas,  Allegheny  County, Pennsylvania
Court of Common Pleas, Franklin County, Ohio
Court of Common Pleas, Montgomery, Pennsylvania
Court of Common Pleas, Pittsburgh, Pennsylvania
Court of Common Pleas, Philadelphia, Pennsylvania
Court of Queen's Bench of Alberta, Canada
District Court, Arapahoe County, Colorado
District Court, Dallas County, Texas
District Court, Harris County, Texas
District Court, Tarrant County, Texas
District  Court,  Hennepin  County,  Minneapolis, Minnesota
District Court, Knoxville, Tennessee
Federal Bankruptcy Court, Oakland, California
Federal Bankruptcy Court, Los Angeles, California

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============


================================================================================

Appearance as
an Expert Witness
(continued)

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Denver, Colorado
Federal Bankruptcy Court, District of Columbia
Federal Bankruptcy Court, Miami, Florida (2)
Federal Bankruptcy Court, Chicago, Illinois
Federal Bankruptcy Court, New Orleans, Louisiana
Federal Bankruptcy Court, Greenbelt, Maryland
Federal Bankruptcy Court, Baltimore, Maryland
Federal Bankruptcy Court, Rockville, Maryland
Federal Bankruptcy Court, Boston, Massachusetts
Federal Bankruptcy Court, Grand Rapids, Michigan
Federal Bankruptcy Court, Las Vegas, Nevada
Federal Bankruptcy Court, Newark, New Jersey (2)
Federal Bankruptcy Court, Manhattan, New York (2)
Federal Bankruptcy Court, Westbury, New York
Federal Bankruptcy Court, Philadelphia, Pennsylvania
Federal Bankruptcy Court, Reading, Pennsylvania
Federal Bankruptcy Court, Salt Lake City, Utah
Federal Bankruptcy Court, Madison, Wisconsin (2)
Federal District Court, Rochester, New York
Federal District Court, Philadelphia, Pennsylvania (2)
Judicial  Arbitration  and  Mediation  Services, Dallas, Texas
Michigan Tax Tribunal, Detroit, Michigan
New Jersey Tax Court, Newark, New Jersey (2)
Superior Court, District of Columbia
Superior Court, Clayton County, Georgia (2)
Superior Court of North Carolina
Superior Court, Nashua, New Hampshire
Supreme Court, New York State, Buffalo, New York
Supreme Court, New York State, Manhattan, New York
Supreme Court, New York State, Riverhead, New York

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============


================================================================================

Appearance as
an Expert Witness
(continued)

Tax Review Board, San Joaquin County, Stockton, California
Tax Review Board, Bangor, Maine
Tax Review Board, Schenectady, New York
Tax Review Board, Yorktown, New York
Tax Review Board, North Carolina
Tax Review Board, Philadelphia, Pennsylvania (2)
U.S. District Court, Wilmington, Delaware
U.S. District Court, Madison, Wisconsin

  ==============================================================================
  Partial List of Hotels/Motels, Appraised or Reviewed Internationally

  North America

  Canada

   - Delta Hotel, Calgary
   - Econo Lodge, Hull
   - Hotel Lord Berri, Montreal
   - Hotel Vogue, Montreal
   - Hyatt Regency, Montreal
   - Le Ragence Hyatt, Montreal
   - Holiday Inn, Oshawa, Ontario
   - Hotel Le Chantecler, Quebec
   - Bond Place Hotel, Toronto
   - Carlton Hotel, Toronto
   - Chelsea Hotel, Toronto
   - Delta Chelsea Hotel, Toronto
   - Four Seasons on the Park, Toronto
   - Inn on the Park, Toronto
   - Novotel Missisauga, Toronto
   - Ramada Inn, Toronto
   - Sutton Hotel, Toronto
   - Toronto Marriott East, Toronto
   - Westbury Hotel, Toronto
   - Burnaby Villa Inn, Vancouver
   - Four Seasons Hotel, Vancouver
   - Sheraton Land Mark, Vancouver
   - Sheraton Plaza 500, Vancouver
   - Four Seasons Yorkville Hotel, Yorkville

  United States

  Alabama
   - MEI - Birmingham West, Bessemer
   - Comfort Inn, Birmingham
   - Courtyard by Marriott, Birmingham
   - Courtyard by Marriott-Hoover, Birmingham
   - Courtyard By Marriott/Homewood, Birmingham
   - Crown Sterling Suites, Birmingham
   - Fairfield Inn, Birmingham
   - Holiday Inn, Birmingham
   - Howard Johnson, Birmingham
   - Knights Inn, Birmingham
   - Ramada Inn, Birmingham
   - Residence Inn by Marriott, Birmingham
   - Still Waters Resort, Dadeville
   - Ramada Inn, Gadsden
   - Sheraton Hotel, Gulf Shores
   - Courtyard by Marriott, Huntsville
   - Knights Inn, Huntsville
   - Marriott Hotel-Proposed, Huntsville
   - La Quinta Inn, Huntsville University
   - Days Inn, Mobile
   - Hotel - Proposed, Mobile
   - Inn-Proposed, Mobile
   - Stouffer Riverview, Mobile
   - Courtyard by Marriott, Montgomery
   - Fairfield Inn, Montgomery
   - Holiday Inn-Downtown, Montgomery
   - Holiday Inn-East, Montgomery
   - Howard Johnson, Montgomery
   - La Quinta Inn, Montgomery
   - Residence Inn, Montgomery
   - Marriott's Grand Hotel, Point Clear
   - Holiday Inn, Sheffield
   - La Quinta, Tuscaloosa
   - Masters Economy Inn, Tuscaloosa
   - Proposed Extended Stay, West Mobile

  Alaska
   - Barratt Inn, Anchorage
   - Clarion Hotel, Anchorage
   - Holiday Inn, Anchorage
   - Hotel Captain Hook, Anchorage
   - International Airport Inn, Anchorage
   - Sheraton Anchorage Hotel, Anchorage

  Arizona
   - Holiday Inn, Bullhead City
   - Embassy Suites, Camelback
   - Compri Hotel-Proposed, Chandler
   - Quality Inn, Chandler
   - Ramada Inn, Chandler
   - AmeriSuite Hotel-Proposed, Flagstaff
   - Holiday Inn, Flagstaff
   - Motel 6, Flagstaff
   - Rodeway Inn, Flagstaff
   - Bright Angel Lodge, Grand Canyon
   - El Tovar Hotel, Grand Canyon
   - Grand Canyon National Park, Grand Canyon
   - Kachina Lodge, Grand Canyon
   - Maswik Lodge, Grand Canyon
   - Moqui Lodge, Grand Canyon
   - Phantom Ranch, Grand Canyon
   - Thunderbird Lodge, Grand Canyon
   - Yavapai Lodge, Grand Canyon
   - Hampton Inn-Proposed, Holbrook
   - Moqui Lodge, Kaibab National Forest
   - Rodeway Inn, Kingman
   - Nautical Inn Resort, Lake Havasu City
   - Lexington Hotel Suites, Mesa
   - Biosphere II Conference Center, Oracle
   - Best Western-Per Diem, Phoenix
   - Bobby McGee's, Phoenix
   - Caravan Inn, Phoenix
   - Compri Hotel-Proposed, Phoenix
   - Courtyard by Marriott-Black Canyon, Phoenix
   - Courtyard by Marriott-Mesa, Phoenix
   - Crescent Phoenix Hotel, Phoenix
   - Crown Sterling Suites, Phoenix
   - Days Inn, Phoenix
   - Doubletree Inn at Park Central, Phoenix
   - Embassy Suites, Phoenix
   - Embassy Suites-Biltmore, Phoenix
   - Executive Park Hotel, Phoenix
   - Fountain Suites Hotel, Phoenix
   - Granada Royale-Camelhead, Phoenix
   - Hilton Hotel, Phoenix
   - Holiday Inn, Phoenix
   - Hyatt Regency, Phoenix
   - La Quinta Hotel, Phoenix
   - Lexington Hotel Suites, Phoenix
   - Newton's Sands, Phoenix
   - Phoenician Golf & Tennis Resort, Phoenix
   - Pointe Hilton at Tapatio Cliffs, Phoenix
   - Quality Inn, Phoenix
   - Ramada Inn-Airport, Phoenix
   - Ramada Inn-East, Phoenix
   - Ritz Carlton, Phoenix
   - Sunburst Resort Hotel, Phoenix
   - Hassayampa Inn, Prescott
   - Clarion Inn at McCormick Ranch, Scottsdale
   - Conference Center, Scottsdale
   - Courtyard by Marriott-Mayo, Scottsdale
   - Doubletree Inn at Scottsdale Mall, Scottsdale
   - Fairfield Inn, Scottsdale
   - Fashion Square Hotel, Scottsdale
   - Loews Paradise Resort, Scottsdale
   - Marriott Camelback Inn, Scottsdale
   - Marriott Mountain Shadows, Scottsdale
   - Mountain Shadows Resort, Scottsdale
   - Orange Tree Resort, Scottsdale
   - Ramada-Valley Ho, Scottsdale
   - Red Lion's La Posada Resort, Scottsdale
   - Registry Resort, Scottsdale
   - Rodeway Inn, Scottsdale
   - Scottsdale Princess, Scottsdale
   - Sheraton Scottsdale Resort, Scottsdale
   - The Phoenician, Scottsdale
   - Valley Ho, Scottsdale
   - John Gardiner's Enchantment, Sedona
   - L'Auberege de Sedona, Sedona
   - Los Abrigados, Sedona
   - Orchards Inn, Sedona
   - Hotel-Proposed, Sierra Vista
   - Motel 6, Sierra Vista
   - Temple Bar Resort, Temple Bar
   - Coachman Inn - Proposed, Tolleson/Phoenix
   - Tubac Resort, Tubac
   - Canyon Ranch, Tucson
   - Coachman Inn-Proposed, Tucson
   - Courtyard by Marriott, Tucson
   - Doubletree Inn, Tucson
   - Embassy Suites, Tucson
   - Granada Royale Hometel-E. Broadway, Tucson
   - Hotel Park Tucson-Proposed, Tucson
   - Lexington Suites Hotel, Tucson
   - Loews Hotel, Tucson
   - Resort Hotel-Proposed, Tucson
   - Rodeway Inn, Tucson
   - Sunbelt Commerce Center Hotel, Tucson
   - La Quinta Inn, Tucson East
   - Bobby McGee's, Tuscon
   - Radisson Suite Hotel, Tuscon
   - Ventana Canyon Golf and Racquet, Tuscon
   - Ramada Inn, Union Hill

  Arkansas
   - Sheraton Inn, Fort Smith
   - Hilton, Hot Springs
   - Holiday Inn-Lake Hamilton, Hot Springs
   - Courtyard by Marriott, Little Rock
   - Holiday Inn, Little Rock
   - Legacy Hotel, Little Rock
   - Little Rock Hilton, Little Rock
   - Masters Economy Inn, Little Rock
   - Red Carpet Inn, Little Rock
   - Super 8, Little Rock
   - Masters Economy Inn, North Little Rock
   - Masters Economy Inn, Protho-Junction
   - Holiday Inn, Texarkana

  California
   - Hampton Inn, Agoura Hills
   - Ramada Inn, Agoura Hills
   - Residence Inn-Proposed, Agoura Hills
   - Island Motel, Almeda
   - Anaheim Hilton & Towers, Anaheim
   - Anaheim Park Motor Inn, Anaheim
   - Anaheim Plaza Hotel, Anaheim
   - Best Western Pavillions, Anaheim
   - Carousel Inn, Anaheim
   - Conestoga Hotel, Anaheim
   - Courtyard by Marriott, Anaheim
   - Crown Sterling Suites, Anaheim
   - Disneyland Hotel, Anaheim
   - Golden Forest Motel, Anaheim
   - Hampton Inn, Anaheim
   - Hilton, Anaheim
   - Holiday Inn Anaheim Center, Anaheim
   - Hotel-Proposed, Anaheim
   - Marriott Hotel, Anaheim
   - Pan Pacific Hotel, Anaheim
   - Pitcairn Motel, Anaheim
   - Raffles Inn, Anaheim
   - Ramada Maingate/Disneyland Hotel, Anaheim
   - Roger Morris Inn, Anaheim
   - Stovall's Inn, Anaheim
   - The Station Inn, Anaheim
   - Travelodge Inn at the Park, Anaheim
   - AmeriSuite, Anaheim Hills
   - Comfort Inn, Anahiem
   - Mansouri Hotel, Antioch
   - Red Lion, Apple Valley
   - Hampton Inn, Arcadia
   - Residence Inn, Arcadia
   - Hilton Lodge, Arrowhead Lake
   - Auburn Inn, Auburn
   - Sleep Inn, Auburn
   - Allstar Inn, Bakersfield
   - Clarion Hotel, Bakersfield
   - Courtyard by Marriott, Bakersfield
   - Economy Inn, Bakersfield
   - Ramada Inn, Bakersfield
   - Red Lion Hotel, Bakersfield
   - Residence Inn, Bakersfield
   - Rodeway Inn, Bakersfield
   - Hilton Hotel, Baldwin Park
   - San Gabriel Valley Hotel, Baldwin Park
   - The Hilton Hotel, Baldwin Park
   - Allstar Inn, Barstow
   - Economy Inn, Barstow
   - Marriott Berkeley Marina, Berkeley
   - Shattuck Hotel, Berkeley
   - Beverly Hills Hotel, Beverly Hills
   - Beverly Rodeo Hotel, Beverly Hills
   - Beverly Wilshire Hotel, Beverly Hills
   - Hilton Hotel-Cresthil, Beverly Hills
   - L'Ermitage, Beverly Hills
   - Peninsula Hotel, Beverly Hills
   - Best Western, Big Bear Lake
   - Big Bear Hotel, Big Bear Lake
   - Big Bear Lake Resort, Big Bear Lake
   - Big Bear Towering Pines, Big Bear Lake
   - Motel 6, Big Bear Lake
   - Post Ranch, Big Sur
   - Ventana Inn, Big Sur
   - Rodeway Inn, Blythe
   - Courtyard by Marriott, Brea
   - Holiday Inn, Brentwood
   - Courtyard by Marriott, Buena Park
   - Fairfield Inn, Buena Park
   - Hampton Inn, Buena Park
   - Holiday Inn, Buena Park
   - Crowne Sterling Suites, Burlingame
   - Hyatt Regency, Burlingame
   - Mariott Hotel - SFO, Burlingame
   - Marriott, Burlingame
   - Marriott-San Francisco Airport, Burlingame
   - Radisson Hotel-Proposed, Burlingame
   - Sheraton Hotel, Burlingame
   - Courtyard by Marriott, Camarillo
   - Best Western Fireside Inn, Cambria
   - Cambria Pines Lodge, Cambria
   - Residence Inn, Campbell
   - Hotel-Proposed, Capitola
   - Resort Hotel, Spa & Conference Ctr., Capitola
   - Allstar Inn, Carlsbad
   - Carlsbad Inn, Carlsbad
   - Inn of America, Carlsbad
   - La Costa Hotel and Spa, Carlsbad
   - Olympic Resort Hotel, Carlsbad
   - Tickle Pink Inn, Carmel
   - Allstar Inn, Carpinteria
   - Desert Princess Country Club, Cathedral City
   - Royce Suites Hotel, Cathedral City
   - Digger Bay, Central Valley
   - Marriott Hotel-Proposed, Century City
   - Westin Century Plaza Hotel, Century City
   - Neighborhood Inn-Proposed, Chatsworth
   - Red Lion Hotel, Chico
   - Otay Valley Inn, Chula Vista
   - Travelodge-Otay Valley, Chula Vista
   - Ramada Inn, City of Commerce
   - Sheraton Hotel, City of Industry
   - Allstar Inn, Coalinga
   - Harris Ranch Restaurant/Inn, Coalinga
   - Howard Johnson, Colton
   - Best Western Willow Tree Inn, Compton
   - Concord Hotel, Concord
   - Hilton Hotel, Concord
   - The Trees Inn, Concord
   - Motel 6, Corona
   - Hotel del Coronado, Coronado
   - Loews Coronado Bay Resort, Coronado
   - Madera Village Inn, Corte Madera
   - Ha' Penny Inn, Costa Mesa
   - La Quinta Hotel, Costa Mesa
   - Marriott Suites, Costa Mesa
   - Red Lion Hotel, Costa Mesa
   - Residence Inn, Costa Mesa
   - Pacifica Hotel, Culver City
   - Ramada Inn, Culver City
   - Courtyard by Marriott, Cupertino
   - Doubletree Hotel, Cupertino
   - Doubletree Hotel, Dana Point
   - Spa-Proposed, Danville
   - El Rancho, Davis
   - Furnace Creek Resort, Death Valley
   - Stovepipe Wells Village, Death Valley
   - Hilton, Del Mar
   - Days Inn, Diamond Bar
   - Compri Hotel, El Segundo
   - Proposed Summerfield, El Segundo
   - Days Inn, Emeryville
   - Holiday Inn-Bay Bridge, Emeryville
   - Lyons Restaurant, Emeryville
   - Budget Motel, Encinitis
   - Marriott Tenaya Lodge-Proposed, Fishcamp
   - Holiday Inn, Fort Myers Beach
   - All Suites Hotel/Athletic Club, Foster City
   - Clubtel-Proposed, Foster City
   - Courtyard by Marriott, Foster City
   - Holiday Inn, Foster City
   - Courtyard by Marriott, Fremont
   - Fremont Hotel, Fremont
   - Motel 6, Fremont
   - Residence Inn, Fremont
   - Allstar Inn, Fresno
   - AmeriSuite, Fresno
   - Chateau Inn, Fresno
   - Courtyard by Marriott, Fresno
   - Economy Inn, Fresno
   - Hacienda, Fresno
   - Holiday Inn, Fresno
   - Holiday Inn-Fresno Airport, Fresno
   - Howard Johnson Motel, Fresno
   - Piccadilly Inn, Fresno
   - Travelers Inn, Fresno
   - Travelers Lodge, Fresno
   - Griswold's Hotel, Fullerton
   - Holiday Inn, Fullerton
   - Marriott Hotel, Fullerton
   - Hotel-Proposed, Garden Grove
   - Hyatt Regency Alicante, Garden Grove
   - Princess Hotel, Garden Grove
   - Motel 6, Gilroy
   - Hyatt Regency-Proposed, Goleta
   - Allstar Inn, Hacienda Heights
   - Courtyard by Marriott, Hacienda Heights
   - Half Moon Bay Lodge, Half Moon Bay
   - Courtyard by Marriott, Harbor Boulevard
   - Grosvenor, Harborside-Pt. Loma
   - Inn at Foss Creek, Healdsburg
   - Chateau Marmont, Hollywood
   - Hollywood Palm Hotel, Hollywood
   - Sunset Towers Hotel, Hollywood
   - Waterfront Hilton Hotel, Huntington Beach
   - Compri Hotel, Hutton Centre
   - Grand Champions Resort, Indian Wells
   - Stouffer Esmerelda Resort, Indian Wells
   - Courtyard By Marriott, Irvine
   - Courtyard by Marriott - Proposed, Irvine
   - Embassy Suites, Irvine
   - Hilton Hotel, Irvine
   - Holiday Inn, Irvine
   - Hyatt Hotel, Irvine
   - La Quinta-Proposed, Irvine
   - Marriott Hotel, Irvine
   - Marriott-Proposed, Irvine
   - Registry Hotel, Irvine
   - Residence Inn-Proposed, Irvine
   - Amador Inn, Jackson
   - Embassy Suites, La Jolla
   - Hotel-Proposed, La Jolla
   - La Jolla Property, La Jolla
   - La Jolla Village Inn, La Jolla
   - Marriott Hotel, La Jolla
   - Residence Inn, La Jolla
   - Days Inn-Proposed, La Palma
   - PGA West Resort - Proposed, La Quinta
   - Lafayette Park Hotel, Lafayette
   - Laguna Shores, Laguna Beach
   - Holiday Inn, Laguna Hills
   - Ryokan Hotel-Proposed, Laguna Hills
   - Villa Valencia, Laguna Hills
   - Ritz Carlton, Laguna Niguel
   - Lake Mohave Resort, Lake Mohave
   - Resort at Squaw Creek, Lake Tahoe
   - Courtyard by Marriott, Larkspur Landing
   - Hilton, Las Cruces
   - Surf and Sand Hotel, Leguna Beach
   - Holiday Inn, Lido Beach
   - Motel-Proposed, Little Lake
   - Residence Inn, Livermore
   - Residence Inn-Proposed, Livermore
   - Breakers Hotel, Long Beach
   - Holiday Inn, Long Beach
   - Holiday Inn Airport, Long Beach
   - Marriott Hotel-Long Beach Airport, Long Beach
   - Marriott Hotel-Proposed, Long Beach
   - Ramada Renaissance Hotel, Long Beach
   - Residence Inn, Long Beach
   - Sheraton Long Beach & Office Tower, Long Beach
   - Airport Park Hotel, Los Angeles
   - Bel Age, Los Angeles
   - Biltmore Hotel, Los Angeles
   - Century Inn, Los Angeles
   - Checkers Hotel, Los Angeles
   - Courtyard by Marriott-Irvine Main, Los Angeles
   - Courtyard by Marriott-LAX Airport, Los Angeles
   - Crown Sterling Suites, Los Angeles
   - Days Inn, Los Angeles
   - Econo Lodge-Proposed, Los Angeles
   - Embassy Suites, Los Angeles
   - Embassy Suites-LAX-Proposed, Los Angeles
   - Four Seasons, Los Angeles
   - Hampton Inn-LAX, Los Angeles
   - Herrick and Campbell, Los Angeles
   - Hilton & Towers-LAX, Los Angeles
   - Hilton Hotel, Los Angeles
   - Holiday Inn Crowne Plaza-LAX, Los Angeles
   - Le Montrose Hotel, Los Angeles
   - Ma Maison Sofitel, Los Angeles
   - Macklowe Hotel, Los Angeles
   - Marriott Century City, Los Angeles
   - MCA Hotel-Proposed, Los Angeles
   - New Otani Hotel, Los Angeles
   - Playa Vista Development, Los Angeles
   - Stouffer Concourse Hotel, Los Angeles
   - Westin Bonaventure, Los Angeles
   - Westwood Marquis Hotel, Los Angeles
   - Los Gatos Lodge, Los Gatos
   - Macienda Inn, Los Gatos
   - Toll House Inn, Los Gatos
   - Residence Inn, Manhattan Beach
   - All Suite Hotel, Marina Del Rey
   - Marina Beach Hotel, Marina del Rey
   - Marina del Rey Hotel and Marina, Marina del Rey
   - Marina Suites Hotel, Marina Del Rey
   - Marriott Marina Del Rey, Marina Del Rey
   - Residence Inn, Meriden
   - Quality Suites Hotel - Proposed, Millbrae
   - Beverly Heritage Hotel, Milpitas
   - Crown Sterling Suites, Milpitas
   - Holiday Inn, Milpitas
   - Courtyard by Marriott, Mira Mesa
   - Grosvenor, Mission Bay
   - Motel Orleans, Modesto
   - Red Lion Hotel, Modesto
   - Red Lion-Proposed, Modesto
   - Carmel Mission Inn, Monterey
   - Doubletree Inn, Monterey
   - Former Monterey Hilton Hotel, Monterey
   - Monterey Plaza, Monterey
   - Plaza Hotel, Monterey
   - Sheraton Hotel, Monterey
   - Pebble Beach Company, Monterey County
   - Inn at Morro Bay, Morro Bay
   - Residence Inn, Mountain View
   - Inn at Napa Valley, Napa
   - Best Western Inn, Napa Valley
   - Clarion Hotel-Napa Valley, Napa Valley
   - Silverado, Napa Valley
   - Ha'Penny Motel, National City
   - Allstar Inn, Needles
   - Hilton-Newark/Fremont, Newark
   - Four Seasons Hotel, Newport Beach
   - Hotel Meridien, Newport Beach
   - Hyatt Newporter, Newport Beach
   - Newporter Resort, Newport Beach
   - Sheraton, Newport Beach
   - Days Inn-Proposed, North Hollywood
   - Northstar, North Lake Tahoe
   - Ramada Inn, Norwalk
   - Impact Study - Proposed Hotel, Oakdale
   - Hilton Inn, Oakland
   - Holiday Inn, Oakland
   - Holiday Inn-Oakland Airport, Oakland
   - Parc Oakland Hotel, Oakland
   - Resort - Proposed, Olympic Valley
   - Resort at Squaw Creek-Proposed, Olympic Valley
   - Clarion Hotel, Ontario
   - Compri Hotel, Ontario
   - Fairfield Inn, Ontario
   - Holiday Inn, Ontario
   - Lexington Hotel Suites, Ontario
   - Red Lion Hotel, Ontario
   - Doubletree Hotel, Orange
   - Woodfin Suites, Orange
   - Embassy Suites, Palm Desert
   - Marriott Desert Springs, Palm Desert
   - Canyon Resort, Palm Springs
   - Compri Hotel-Proposed, Palm Springs
   - Courtyard by Marriott, Palm Springs
   - Desert Princess, Palm Springs
   - Grand Champions Resort, Palm Springs
   - International Hotel and Resort, Palm Springs
   - Ocotillo Lodge, Palm Springs
   - Palm Canyon, Palm Springs
   - PGA West Resort-Proposed, Palm Springs
   - Spa Hotel at Mineral Springs, Palm Springs
   - Westin Hotel, Palm Springs
   - Grosvenor, Palmdale
   - Super 8, Palmdale
   - Cowper Square, Palo Alto
   - Garden Court, Palo Alto
   - Holiday Inn, Palo Alto
   - Stanford Park, Palo Alto
   - Marriott, Paradise Valley
   - All Suite Hotel-Proposed, Pasadena
   - Doubletree Hotel, Pasadena
   - Holiday Inn, Pasadena
   - Cascade Ranch Lodge, Pescadero
   - Elk Lodge, Petaluma
   - Hotel Petaluma, Petaluma
   - Hilton-Proposed, Pismo Beach
   - Hilton-Sea Point, Pismo Beach
   - Holiday Inn, Pismo Beach
   - Hotel-Proposed, Pismo Beach
   - Pismo II, Pismo Beach
   - Fairfield Inn, Placentia
   - Residence Inn, Placentia
   - Howard Hughes Center, Playa Vista
   - Pleasant Hill Inn, Pleasant Hill
   - Residence Inn, Pleasant Hill
   - Club Hilton Hotel-Proposed, Pleasanton
   - Compri Hotel, Pleasanton
   - Courtyard by Marriott, Pleasanton
   - Hilton, Pleasanton
   - Holiday Inn, Pleasanton
   - Pleasanton Creek, Pleasanton
   - Shilo Inn - Hilltop, Pomona
   - Compri Hotel, Rancho Bernardo
   - Radisson Suites, Rancho Bernardo
   - Comfort Inn Motel, Rancho Cordova
   - Courtyard by Marriott, Rancho Cordova
   - Economy Inn, Rancho Cordova
   - El Rancho, Rancho Cordova
   - Quality Suites-Proposed, Rancho Cordova
   - Sheraton Sunrise, Rancho Cordova
   - Marriott Rancho Las Palmas, Rancho Mirage
   - Mission Hills Hotel, Rancho Mirage
   - Resort Hotel-Proposed, Rancho Mirage
   - Westin Mission Hills Resort, Rancho Mirage
   - Bridge Bay Resort, Redding
   - Grand Manor Inn, Redding
   - La Quinta Inn, Redding
   - Motel 6, Redding
   - Motel Orleans, Redding
   - Red Lion Inn, Redding
   - Shasta Inn, Redding
   - Portofino Hotel & Yacht Club, Redondo Beach
   - Sheraton, Redondo Beach
   - Sofitel Redwood Shores, Redwood
   - Days Inn, Richmond
   - Best Western Carraige Inn, Ridgecrest
   - Days Inn, Riverside
   - Mission Inn-Proposed, Riverside
   - Omni Mission Inn, Riverside
   - Sheraton Hotel, Riverside
   - Red Lion Inn, Rohnert Park
   - Crown Sterling Suites, S.San Fransicso
   - Allstar Inn, Sacramento
   - Arco Arena II-Proposed, Sacramento
   - Arco Park, Sacramento
   - Catering Center - Proposed, Sacramento
   - Clarion Hotel, Sacramento
   - Compri Hotel-Proposed, Sacramento
   - Courtyard by Marriott, Sacramento
   - Courtyard by Marriott-S. Natomas, Sacramento
   - Hilton Hotel, Sacramento
   - Holiday Inn-Capital Plaza, Sacramento
   - Hotel-Proposed, Sacramento
   - Hyatt Arbitrat, Sacramento
   - Hyatt Regency, Sacramento
   - La Quinta Hotel, Sacramento
   - Motel Orleans, Sacramento
   - Radisson Hotel, Sacramento
   - Red Lion Inn, Sacramento
   - Residence Inn, Sacramento
   - Sacramento Inn, Sacramento
   - Sierra Inn, Sacramento
   - Sterling Hotel, Sacramento
   - Travelers Inn, Sacramento
   - Woodlake Inn, Sacramento
   - Harvest Inn, Saint Helena
   - Courtyard by Marriott, San Bruno
   - San Carlos Motel Development, San Carlos
   - Atlas Hotels/Mission Valley Inn, San Diego
   - Best Western Seven Seas Motor Lodge, San Diego
   - Budget Motel of America, San Diego
   - Catamaran Resort Hotel, San Diego
   - Center Pointe Development, San Diego
   - Comfort Inn, San Diego
   - Courtyard by Marriott-Mira Mesa, San Diego
   - Doubletree Hotel, San Diego
   - Embassy Suites, San Diego
   - Executive Lodge, San Diego
   - Hanalei Hotel, San Diego
   - Harbor Island Hotel-Proposed, San Diego
   - Harborside Inn-Point Loma, San Diego
   - Harbortown Marina Resort, San Diego
   - Holiday Inn Montgomery Airport, San Diego
   - Holiday Inn-Embarcadero, San Diego
   - Holiday Inn-Harbor View, San Diego
   - Horton Grand Saddlery, San Diego
   - Horton Park Plaza Hotel, San Diego
   - Howard Johnson Hotel, San Diego
   - Inter-Continental Hotel & Marina, San Diego
   - Kings Inn, San Diego
   - La Jolla Village Inn, San Diego
   - La Quinta Hotel, San Diego
   - Marriott Hotel-Mission Valley, San Diego
   - Marriott Twin Towers and Marina, San Diego
   - Mission Valley Inn, San Diego
   - Omni Hotel, San Diego
   - Radisson Hotel, San Diego
   - Ramada Inn, San Diego
   - Ramada Limited Suites, San Diego
   - Ramada Old Town, San Diego
   - Ramada Rancho Penasquitos, San Diego
   - Red Lion Inn, San Diego
   - Regency Plaza Hotel, San Diego
   - San Diego Marriott, San Diego
   - Seven Seas Lodge, San Diego
   - Sheraton Grand, San Diego
   - Sheraton Harbor Island East, San Diego
   - Super 8-Point Loma, San Diego
   - Symphony Towers, San Diego
   - Town and Country Hotel, San Diego
   - Travelodge Hotel Plaza, San Diego
   - U.S. Grant Hotel, San Diego
   - Westin-Proposed, San Diego
   - Abagail Inn, San Francisco
   - Bellevue Hotel, San Francisco
   - Cable Motor Inn, San Francisco
   - California Cafe, San Francisco
   - Campton Place, San Francisco
   - Cartwright Hotel, San Francisco
   - Chancellor Hotel, San Francisco
   - Clarion Inn-San Francisco Airport, San Francisco
   - Comfort Inn, San Francisco
   - Courtyard by Marriott-Airport, San Francisco
   - Embarcadero Inn, San Francisco
   - Fairmont Hotel, San Francisco
   - Grand Hyatt, San Francisco
   - Grosvenor Clift Hotel, San Francisco
   - Harbor Court Hotel, San Francisco
   - Hilton Hotel, San Francisco
   - Holiday Inn - Union Square, San Francisco
   - Holiday Inn Crowne Plaza, San Francisco
   - Holiday Inn-Civic Center, San Francisco
   - Holiday Inn-Fisherman's Wharf, San Francisco
   - Holiday Inn-Golden Gateway, San Francisco
   - Holiday Inn-South, San Francisco
   - Holiday Lodge, San Francisco
   - Hotel Diva, San Francisco
   - Hotel Meridien, San Francisco
   - Hotel Union Square, San Francisco
   - Hotel-Proposed, San Francisco
   - Hyatt Fisherman's Wharf, San Francisco
   - Hyatt Regency Embarcadero, San Francisco
   - Inn at Fisherman's Wharf, San Francisco
   - Inn at the Opera, San Francisco
   - Inn-Proposed, San Francisco
   - Juliana Hotel, San Francisco
   - King George Hotel, San Francisco
   - La Quinta Inn, San Francisco
   - La Quinta-Airport, San Francisco
   - Lambourne Hotel, San Francisco
   - Laurel Motor Inn, San Francisco
   - Majestic Hotel, San Francisco
   - Manx Hotel, San Francisco
   - Mark Twain, San Francisco
   - Marriott, San Francisco
   - Marriott San Francisco-Proposed, San Francisco
   - Marriott-Airport, San Francisco
   - Orchard Hotel, San Francisco
   - Pan Pacific Hotel, San Francisco
   - Parc 55 Hotel, San Francisco
   - Park Hyatt Hotel, San Francisco
   - Portman Hotel, San Francisco
   - Prescott Hotel, San Francisco
   - Queen Anne Hotel, San Francisco
   - Ramada Hotel, San Francisco
   - Regis Hotel, San Francisco
   - Ritz-Carlton Hotel, San Francisco
   - San Franciscan, San Francisco
   - San Francisco Hotel, San Francisco
   - Savoy Hotel, San Francisco
   - Sheraton Palace Hotel, San Francisco
   - Sheraton-Fisherman's Wharf, San Francisco
   - Sir Francis Drake Hotel, San Francisco
   - Stanford Court, San Francisco
   - Stouffer Stanford Court Hotel, San Francisco
   - Super 8-Fisherman's Wharf, San Francisco
   - Westin St. Francis, San Francisco
   - Crowne Sterling Suites, San Francisco - South
   - Olympic Club Golf Course, San Francisco/San Mateo
   - Budget Inn, San Jose
   - Courtyard by Marriott, San Jose
   - Cozy 8 Arena Hotel, San Jose
   - Fairmont Hotel, San Jose
   - Holiday Inn, San Jose
   - Ramada Renaissance, San Jose
   - Red Lion Inn, San Jose
   - Islander Motel, San Leandro
   - Apple Farm Inn, San Luis Obispo
   - Embassy Suites, San Luis Obispo
   - Holiday Inn, San Luis Obispo
   - Los Nomados Resort, San Luis Obispo
   - Twin Oaks Golf Course, San Marcos
   - Dunfey San Mateo Hotel, San Mateo
   - Compri Hotel-Proposed, San Pedro
   - Embassy Suites Hotel, San Rafael
   - Marriott Hotel-Proposed, San Ramon
   - Residence Inn, San Ramon
   - AAA Inn, Santa Ana
   - California Palms Hotel, Santa Ana
   - Comfort Inn, Santa Ana
   - Compri Hotel, Santa Ana
   - Embassy Suites Santa Ana, Santa Ana
   - Executive Lodge, Santa Ana
   - Howard Johnson, Santa Ana
   - Quality Inn, Santa Ana
   - Ramada Inn-Orange County, Santa Ana
   - El Encanto Hotel, Santa Barbara
   - Fess Parker's Red Lion Resort, Santa Barbara
   - Four Seasons Hotel, Santa Barbara
   - Montecito Inn, Santa Barbara
   - San Ysidro Ranch, Santa Barbara
   - Santa Barbara Inn, Santa Barbara
   - Biltmore Hotel & Suites, Santa Clara
   - Days Inn, Santa Clara
   - Doubletree Hotel, Santa Clara
   - Embassy Suites, Santa Clara
   - Inn At Saratoga, Santa Clara
   - Marriott Hotel, Santa Clara
   - Quality Suites Hotel, Santa Clara
   - Dream Inn, Santa Cruz
   - Hilton, Santa Maria
   - Motel 6, Santa Maria
   - Econo Lodge-Proposed, Santa Monica
   - Holiday Inn, Santa Monica
   - Holiday Inn at the Pier, Santa Monica
   - Park Hyatt Hotel, Santa Monica
   - Santa Monica Beach Hotel, Santa Monica
   - Santa Monica/Slatkin, Santa Monica
   - Allstar Inn, Santa Rosa
   - Doubletree Hotel, Santa Rosa
   - Fountaingrove Inn, Santa Rosa
   - Holiday Inn, Santa Rosa
   - Round Barn Inn-Proposed, Santa Rosa
   - Sheraton Round Barn, Santa Rosa
   - Days Inn, Seaside
   - Embassy Suites, Seaside
   - Seaside 8 Motel, Seaside
   - Valley Radisson, Sherman Oaks
   - Red Lion, Sonoma
   - Sonoma Mission Inn, Sonoma
   - Holiday Inn - Proposed, Sonora
   - Timberwolf Lodge, South Lake Tahoe
   - Holiday Inn, South San Francisco
   - Hotel-Proposed, South San Francisco
   - Meadowood Resort, St. Helena
   - Hilton Hotel, Stockton
   - Holiday Inn, Stockton
   - La Quinta Hotel, Stockton
   - Motel Orleans, Stockton
   - Paradise Point Manna, Stockton
   - Sheraton-Proposed, Stockton
   - Hilton, Sunnyvale
   - Holiday Inn, Sunnyvale
   - Neighborhood Suites, Sunnyvale
   - Ramada Inn, Sunnyvale
   - Sunnyvale Hilton, Sunnyvale
   - Temecula Creek Inn, Temecula Creek
   - Westlake Plaza Hotel, Thousand Oaks
   - Courtyard by Marriott, Torrance
   - Holiday Inn, Torrance
   - Marriott Hotel, Torrance
   - Residence Inn, Torrance
   - Holiday Inn, Union City
   - MCA Hotel-Proposed, Universal City
   - Comfort Inn, Vallejo
   - Holiday Inn, Van Nuys
   - La Quinta Hotel, Ventura
   - Ocean Resorts, Ventura
   - Sheraton, Ventura
   - Greentree Inn, Victorville
   - Doubletree Inn, Walnut Creek
   - Parkside Hotel, Walnut Creek
   - Ramada Renaissance Hotel, Walnut Creek
   - Royce Hotel-Proposed, Walnut Creek
   - Walnut Creek Project, Walnut Creek
   - Hampton Inn, West Covina
   - Le Bel Age, West Hollywood
   - Le Dufy, West Hollywood
   - Le Mondrian Hotel, West Hollywood
   - Hilton, Whittler
   - Hotel & Conference Center-Proposed, Woodland
   - Marriott Hotel-Woodland Hills, Woodland Hills
   - Skylonda Retreat, Woodside
   - Compri Hotel-Proposed, Yorba Linda
   - Marriott-Tenaya Lodge, Yosemite
   - Motel Orleans, Yuba City

  Colorado
   - Days Inn, Arapahoe
   - Continental Inn, Aspen
   - Ritz-Carlton Hotel-Proposed, Aspen
   - Hampton Inn, Aurora
   - Holiday Inn, Aurora
   - Radisson Hotel, Aurora
   - Radisson Southeast, Aurora
   - Raffles Hotel, Aurora
   - Comfort Inn, Avon
   - Boulder Hotel-Downtown, Boulder
   - Clarion Hotel, Boulder
   - Courtyard by Marriott, Boulder
   - Doubletree Hotel-Proposed, Boulder
   - Hilton Harvest House, Boulder
   - Holiday Inn, Boulder
   - Interlocken Conference Resort-Prop., Boulder
   - Proposed Golf Course, Boulder
   - Residence Inn, Boulder
   - Hilton, Breckenridge
   - Ski Lodge-Proposed, Breckenridge
   - Interlocken Conference Center, Broomfield
   - Interlocken Conference Center-Prop., Broomfield
   - Embassy Suites, Colorado Springs
   - Hilton, Colorado Springs
   - Howard Johnson, Colorado Springs
   - Le Baron Hotel, Colorado Springs
   - Marriott, Colorado Springs
   - Quality Inn, Colorado Springs
   - Red Lion Inn, Colorado Springs
   - Sheraton Inn, Colorado Springs
   - Grand Butte Hotel, Crested Butte
   - Best Western Regency, Denver
   - Brown Palace, Denver
   - Clarion Hotel-Denver Airport, Denver
   - Courtyard by Marriott-Airport, Denver
   - Courtyard by Marriott-Southeast, Denver
   - Days Inn, Denver
   - Denver Airport Hilton Inn, Denver
   - Doubletree Hotel, Denver
   - Embassy Suites, Denver
   - Embassy Suites-Airport, Denver
   - Hilton-Technical Center, Denver
   - Holiday Inn-Downtown, Denver
   - Holiday Inn-West, Denver
   - Jackson's Hole Sport, Denver
   - Marriott-Southeast, Denver
   - Marriott-West, Denver
   - Radisson Hotel, Denver
   - Red Lion Hotel, Denver
   - Regency Inn, Denver
   - La Quinta Inn, Denver - Airport
   - La Quinta, Denver - South
   - Red Lion Inn, Durango
   - Hilton-Denver, Englewood
   - Residence Inn, Englewood
   - Scanticon Conference Center, Englewood
   - Marriott Hotel-Proposed, Fort Collins
   - Holiday Inn, Golden
   - Marriott-Denver West, Golden
   - Ramada Inn, Grand Junction
   - Sheraton-Proposed, Keystone
   - Compri Hotel, Lakewood
   - Hampton Inn, Lakewood
   - Sheraton Inn, Steamboat Springs
   - Proposed Hotel, Telluride
   - Days Inn, Vail
   - Doubletree Hotel, Vail
   - Lodge at Vail, Vail
   - Marriott's Mark Resort, Vail
   - Westin Vail Resort, Vail
   - Ramada Hotel, Westminster
   - Winter Park Resort, Winter Park

  Connecticut
   - Chester Inn-Chester, Chester
   - Inn-Proposed, Chester
   - Super 8-Proposed, Cromwell
   - Danbury Hilton & Towers, Danbury
   - Residence Inn, Danbury
   - Holiday Inn, Darien
   - Howard Johnson Lodge, Darien
   - Ramada Inn, Darien
   - Holiday Inn, East Hartford
   - Howard Johnson Lodge, East Lyme
   - Days Inn-Proposed, Enfield
   - Greenwich Habor Inn, Greenwich
   - Howard Johnson Lodge, Greenwich
   - Showboat Inn, Greenwich
   - Hotel-Proposed, Groton
   - Hilton Hotel, Hartford
   - Holiday Inn-Proposed, Hartford
   - Motel 6, Hartford
   - Ramada Inn, Hartford
   - Sheraton Tobacco Valley Inn, Hartford
   - Summit Hotel, Hartford
   - Super 8 Motel, Hartford
   - Susse Chalet, Hartford
   - Residence Inn By Marriott, Meriden
   - Holiday Inn, Milford
   - Susse Chalet, Milford
   - Howard Johnson Lodge, Mystic
   - Mystic Ramada Inn, Mystic
   - Holiday Inn, New Britain
   - Ramada Inn, New Britain
   - Colony Inn, New Haven
   - Holiday Inn, New Haven
   - Howard Johnson, New Haven
   - Quality Inn, New Haven
   - Residence Inn, New Haven
   - Radisson Hotel, New London
   - Best Western-Proposed, New Milford
   - Courtyard by Marriott, Norwalk
   - Holiday Inn, Norwalk
   - Howard Johnson, Norwalk
   - Ramada Inn, Norwalk
   - Susse Chalet, Rocky Hill
   - Ramada Hotel-Proposed, Shelton
   - Residence Inn - Shelton, Shelton
   - Heritage Village, Southbury
   - Southbury Hotel, Southbury
   - Susse Chalet, Southington
   - Days Inn, Stamford
   - Executive Hotel, Stamford
   - Harley Hotel, Stamford
   - Holiday Inn-Crowne Plaza, Stamford
   - Inn at Mill River, Stamford
   - Le Pavillon Hotel, Stamford
   - Marriott, Stamford
   - Radisson Tara Hotel, Stamford
   - Sheraton, Stamford
   - Best Western-Proposed, Stratford
   - Stratford Motor Lodge, Stratford
   - Marriott Hotel, Trumbull
   - Courtyard by Marriott, Wallingford
   - Susse Chalet, Wallingford
   - Howard Johnson Plaza Hotel, Waterbury
   - Super 8-Proposed, Waterbury
   - Residence Inn-Proposed, Waterford
   - Holiday Inn, Westbury
   - The Island Inn, Westbury
   - Courtyard by Marriott, Windsor
   - Sheraton Tobacco Valley Inn, Windsor
   - Holiday Inn-Proposed, Windsor Locks

  Delaware
   - Wilmington Hilton, Claymont
   - Rusty Rudder, Dewey Beach
   - Residence Inn-Proposed, Newark
   - Hilton Hotel, Wilmington
   - Hotel-Proposed, Wilmington
   - Marriott Suites, Wilmington
   - Residence Inn-Proposed, Wilmington

  District of Columbia
   - All Suite Hotel - Proposed, Washington
   - Bellevue Hotel, Washington
   - Canterbury Hotel, Washington
   - Capital Hilton, Washington
   - Capitol Hill Hotel, Washington
   - Castleton Hotel, Washington
   - Comfort Inn, Washington
   - Convention Center Inn, Washington
   - Dupont Plaza, Washington
   - Embassy Row Hotel, Washington
   - Fairfax Hotel, Washington
   - Fairmont Hotel, Washington
   - Four Seasons Hotel, Washington
   - General Scott Inn, Washington
   - Georgetown Hotel, Washington
   - Grand Hotel, Washington
   - Grand Hyatt, Washington
   - Hampshire House, Washington
   - Harambee House, Washington
   - Hay Adams Hotel, Washington
   - Holiday Inn Crowne Plaza, Washington
   - Holiday Inn-Capitol, Washington
   - Holiday Inn-Georgetown, Washington
   - Holiday Inn-Governor House, Washington
   - Hotel Washington, Washington
   - Howard Johnson, Washington
   - Hyatt Regency-Capitol, Washington
   - Hyatt-Convention Center, Washington
   - International Inn, Washington
   - Intrigue Hotel, Washington
   - Jefferson Hotel, Washington
   - Lombardy Tower Apartment Hotel, Washington
   - Madison Hotel, Washington
   - Manger Annapolis Hotel, Washington
   - Manger Hamilton Hotel, Washington
   - Manger Hay Adams Hotel, Washington
   - Marriott-Key Bridge, Washington
   - Mayflower Hotel, Washington
   - Omni Georgetown Hotel, Washington
   - Omni Shoreham Hotel, Washington
   - Park Terrace Hotel, Washington
   - Phoenix Park Hotel, Washington
   - Plaza Hotel, Washington
   - Potomac Hotel Group, Washington
   - Quality Inn-Capitol Hill, Washington
   - Quality Inn-Downtown, Washington
   - Ramada Inn-Central, Washington
   - Ramada Renaissance Hotel, Washington
   - Ritz-Carlton, Washington
   - River Inn, Washington
   - Riverside Towers, Washington
   - Sheraton City Centre, Washington
   - Sheraton Grand Hotel, Washington
   - Shoreham Hotel, Washington
   - St. James, Washington
   - State Plaza, Washington
   - Statler Hilton Hotel, Washington
   - Washington Hilton, Washington
   - Washington Plaza, Washington
   - Watergate Hotel, Washington
   - Wyndham Bristol Hotel, Washington

  Florida
   - Holiday Inn, Altamonte Springs
   - La Quinta, Altamonte Springs
   - Turnberry Isle Resort, Aventura
   - Boca Raton Hotel and Club, Boca Raton
   - Boca West, Boca Raton
   - Deerfield Beach Hilton, Boca Raton
   - Embassy Suites, Boca Raton
   - Park Place Suite Hotel, Boca Raton
   - Petite Suites, Boca Raton
   - Residence Inn, Boca Raton
   - Days Inn, Brandenton
   - South Seas Resort, Captive Island
   - Days Inn, Clearwater
   - Days Inn-Proposed, Clearwater
   - Holiday Inn - Central/Clearwater, Clearwater
   - La Quinta Inn, Clearwater
   - Sheraton Sand Key Hotel, Clearwater
   - Holiday Inn - Gulfview South, Clearwater Beach
   - Holiday Inn - Surfside North, Clearwater Beach
   - Howard Johnson, Clermont
   - Econolodge, Cocoa Beach
   - Hilton Hotel, Cocoa Beach
   - Holiday Inn, Cocoa Beach
   - Howard Johnson, Cocoa Beach
   - Perkins Restaurant, Cocoa Beach
   - Coconut Grove Hotel, Coconut Grove
   - Mayfair House, Coconut Grove
   - Proposed Hampton Inn, Coconut Grove
   - Biltmore Hotel, Coral Gables
   - Holiday Inn, Coral Gables
   - Holiday Inn (Court), Coral Gables
   - Plantation Hotel, Crystal River
   - Sheraton Inn, Cypress Gardens
   - Budget Inn, Davenport
   - Daytona Beach Surfside Regency, Daytona Beach
   - Howard Johnson, Daytona Beach
   - La Quinta Inn, Daytona Beach
   - Pirates Cove, Daytona Beach
   - Sheraton Inn, Daytona Beach
   - Crown Sterling Suites, Deerfield Beach
   - Days Inn, Deerfield Beach
   - Hilton Hotel, Deerfield Beach
   - Horizon Club, Deerfield Beach
   - Sheraton Inn, Deland
   - Hilton Hotel, Disney World
   - Holiday Inn, Edgewater
   - Knights Inn, Florida City
   - AmeriSuites Hotel-Proposed, Fort Lauderdale
   - Bahia Mar Hotel, Fort Lauderdale
   - Comfort Suites, Fort Lauderdale
   - Compri Hotel-Proposed, Fort Lauderdale
   - Costa Del Sol, Fort Lauderdale
   - Crown Sterling Suites, Fort Lauderdale
   - Days Inn, Fort Lauderdale
   - Embassy Suites Hotel, Fort Lauderdale
   - Executive House, Fort Lauderdale
   - Hilton Hotel, Fort Lauderdale
   - Hilton Inverrary, Fort Lauderdale
   - Holiday Inn - Galleria, Fort Lauderdale
   - Holiday Inn - North Beach, Fort Lauderdale
   - Holiday Inn-Proposed, Fort Lauderdale
   - Marriott Harbor Beach Hotel, Fort Lauderdale
   - Marriott Hotel & Marina, Fort Lauderdale
   - Marriott Hotel-Cypress Road, Fort Lauderdale
   - Pier 66 Hotel and Marina, Fort Lauderdale
   - Port Everglades Hotel, Fort Lauderdale
   - Stouffer Hotel, Fort Lauderdale
   - Days Inn, Fort Meyers
   - Courtyard by Marriott, Fort Myers
   - Holiday Inn, Fort Myers
   - La Quinta Hotel, Fort Myers
   - Sheraton Harbor Place-Proposed, Fort Myers
   - Sheraton Motor Inn, Fort Myers
   - Proposed Hotel, Fort Myers Beach
   - American Way, Fort Pierce
   - Days Inn, Fort Walton Beach
   - Holiday Inn - Airport, Fort.Lauderdale
   - Days Inn-University Center, Gainesville
   - Fairfield Inn, Gainesville
   - Howard Johnson Lodge-I-75, Gainesville
   - La Quinta Hotel, Gainesville
   - University Centre Hotel, Gainesville
   - Holiday Inn, Hialeah
   - Motel, Hillsboro Beach
   - Days Inn, Hollywood
   - Diplomat Hotel, Hollywood
   - Holiday Inn, Hollywood
   - Quality Suites - Oceanside, Indiatlantic
   - Hilton Inn, Inverrary
   - Best Inn, Jacksonville
   - Bradbury Suites-Proposed, Jacksonville
   - Compri Hotel-Proposed, Jacksonville
   - Courtyard By Marriott, Jacksonville
   - Days Inn, Jacksonville
   - Doubletree Club Hotel, Jacksonville
   - Hampton Inn, Jacksonville
   - Hotel-Proposed, Jacksonville
   - Jacksonville Hotel, Jacksonville
   - Residence Inn, Jacksonville
   - Sheraton Hotel, Jacksonville
   - Wyndham Lakes Hotel, Jacksonville
   - Sheraton Beach Hotel, Jensen Beach
   - Howard Johnson, Juno Beach
   - Hilton Hotel, Jupiter
   - Key Biscayne, Key Biscayne
   - Howard Johnson Lodge, Key Largo
   - Casa Marina Marriott, Key West
   - Fairfield Inn, Key West
   - Hampton Inn-Roosevelt Rd., Key West
   - Holiday Inn, Key West
   - Hyatt Hotel, Key West
   - La Concha Holiday Inn, Key West
   - Pier House Inn and Beach Club, Key West
   - Reach Hotel, Key West
   - Santa Maria Hotel, Key West
   - Timeshare Resort, Key West
   - Best Western Vacation Lodge, Kissimmee
   - Days Inn, Kissimmee
   - Days Inn West, Kissimmee
   - Days Lodge, Kissimmee
   - Howard Johnson Plaza Hotel, Kissimmee
   - Howard Johnson's, Kissimmee
   - KOA Campground, Kissimmee
   - Old Town Retail Complex, Kissimmee
   - Quality Suites, Kissimmee
   - Quality Suites-Maingate, Kissimmee
   - Save Inn, Kissimmee
   - Sheraton Lakeside, Kissimmee
   - Suite Hotel-Proposed, Kissimmee
   - Wynfield Inn, Kissimmee
   - Days Inn, Lake Buena Vista
   - Embassy Suites-Proposed, Lake Buena Vista
   - Hilton Hotel-Disney World, Lake Buena Vista
   - Marriott Orlando World Center, Lake Buena Vista
   - Days Inn, Lake City
   - Flagship Inn, Lake County
   - Travelodge Motel, Lake County
   - Lake Park Inn, Lake Park
   - Holiday Inn, Lake Placid
   - Hampton Inn-Proposed, Lakeland
   - Hotel-Proposed, Lakeland
   - Howard Johnson, Lakeland
   - Resort Hotel-Proposed, Lakeland
   - Resort-Imperial Lake-Prpsd., Lakeland
   - Proposed Hotel, Lee County
   - Sonesta Sanibel Harbour, Lee County
   - Holiday Inn, Lido Beach
   - Holiday Inn, Longboat Kay
   - Holiday Inn - Madiera Beach, Madiera
   - Howard Johnson, Marathon
   - Radisson Suite Resort, Marco Island
   - Holiday Inn, Marianna
   - Oceanfront Hotel, Melbourne
   - Quality Suites, Melbourne
   - Bahia Mar Hotel & Yachting Club, Miami
   - Biscayne Bay Marriott, Miami
   - Courtyard by Marriott, Miami
   - Crown Sterling Suites, Miami
   - Doral Ocean Beach Resort, Miami
   - Fairfield Inn, Miami
   - Hilton Hotel-Proposed, Miami
   - Holiday Inn Civic Center, Miami
   - Holiday Inn-Airport (Le Juene Rd.), Miami
   - Holiday Inn-Calder, Miami
   - Howard Johnson Hotel-Broad Causeway, Miami
   - Howard Johnson Hotel-Port of Miami, Miami
   - Howard Johnson Lodge-Golden Glades, Miami
   - Howard Johnson Lodge-Int'l Airport, Miami
   - Hyatt Regency Hotel, Miami
   - Inter-Continental Hotel, Miami
   - Jockey Club, Miami
   - Marriott Hotel-Downtown, Miami
   - Miami Airport Ramada, Miami
   - Proposed AmeriSuites, Miami
   - Propsed Hampton Inn, Miami
   - Residence Inn-Proposed, Miami
   - Sheraton River House, Miami
   - Sofitel Miami, Miami
   - Alexander Hotel, Miami Beach
   - Art Deco Hotel, Miami Beach
   - Cresent Timeshare, Miami Beach
   - Delano Hotel, Miami Beach
   - Doral Beach Hotel, Miami Beach
   - Eden Roc Hotel, Miami Beach
   - Fontainebleu Hotel, Miami Beach
   - Holiday Inn, Miami Beach
   - Holiday Inn-Central, Miami Beach
   - Holiday Inn-North, Miami Beach
   - Holiday Inn-Oceanside, Miami Beach
   - Holiday Inn-South, Miami Beach
   - Hotel-Proposed, Miami Beach
   - Nautilus Club Hotel, Miami Beach
   - Palm Resort on the Ocean, Miami Beach
   - Pan American Radisson, Miami Beach
   - Proposed Hotel, Miami Beach
   - Shelborne Beach Hotel, Miami Beach
   - Sheraton Beach, Miami Beach
   - Solymar Hotel-Proposed, Miami Beach
   - Quality Inn, Naples
   - Quality Inn-Gulfcoast, Naples
   - Registry Hotel at Pelican Bay, Naples
   - Registry Resort-Proposed, Naples
   - Super 8 Motel-Proposed, Naples
   - World Tennis Resort, Naples
   - Hyatt Newporter Hotel, Newport Beach
   - Hilton Hotel, North Redington Beach
   - Masters Economy Inn, North Seffner
   - Amfac Hotel, Orlando
   - Army lodging-Proposed, Orlando
   - Comfort Suites Hotel, Orlando
   - Compri Hotel-Airport-Proposed, Orlando
   - Compri Hotel-Proposed, Orlando
   - Courtyard - Orlando Airport, Orlando
   - Days Inn, Orlando
   - Days Inn and Lodge-Florida Mall, Orlando
   - Days Inn Civic Center, Orlando
   - Days Inn East of Universal Studios, Orlando
   - Days Inn-E/O Magic Kingdom, Orlando
   - Days Inn-Proposed, Orlando
   - Days Inn-Sandlake Road, Orlando
   - Days Suites-E/O Magic Kingdom, Orlando
   - Dolphin Hotel-Proposed, Orlando
   - Dutch Inn, Orlando
   - Embassy Suites, Orlando
   - Fairfield Inn, Orlando
   - Fairfield Inn-Airport, Orlando
   - Grand Cypress Resort, Orlando
   - Hampton Inn - Proposed, Orlando
   - Heritage Inn, Orlando
   - Holiday Inn Central Park, Orlando
   - Holiday Inn Crowne Plaza, Orlando
   - Holiday Inn-Airport, Orlando
   - Holiday Inn-International Drive, Orlando
   - Holiday Inn-Lee Road, Orlando
   - Holiday Inn-Maingate West, Orlando
   - Holiday Inn-Orange Blossom Trail, Orlando
   - Howard Johnson - Walt Disney World, Orlando
   - Howard Johnson-Kirkman, Orlando
   - Howard Johnson-Lake Holden, Orlando
   - Howard Johnson-Maingate, Orlando
   - Hyatt Grand Cypress, Orlando
   - Hyatt Regency Grand Cypress, Orlando
   - Hyatt-W. Irlo Bronson Mem. Hwy., Orlando
   - International Inn, Orlando
   - Kon Tiki Village, Orlando
   - La Quinta Hotel-Airport, Orlando
   - La Quinta Inn, Orlando
   - Omni Orlando, Orlando
   - Orlando Airport Hotel-Proposed, Orlando
   - Orlando Hamiton, Orlando
   - Orlando Plaza Hotel, Orlando
   - Orlando Twin Towers Hotel, Orlando
   - Park Suite Hotel-Proposed, Orlando
   - Peabody Hotel, Orlando
   - Princess Hotel and Spa, Orlando
   - Proposed Wellesley Inn, Orlando
   - Quality Inn, Orlando
   - Radisson Hotel-Aquatic Center, Orlando
   - Regency Inn, Orlando
   - Residence Inn By Marriott, Orlando
   - Rodeway Inn, Orlando
   - Save Inn, Orlando
   - Sheraton Jetport Inn, Orlando
   - Sheraton Lakeside, Orlando
   - Sheraton Twin Towers, Orlando
   - Sonesta Village Resort, Orlando
   - Stouffer Orlando Resort, Orlando
   - Swan Hotel-Proposed, Orlando
   - Thriftway Motel, Orlando
   - Wynfield Inn, Orlando
   - American Way, Osceola
   - Sheraton Gateway Motel, Osceola
   - Brazilian Court Hotel, Palm Beach
   - Heart of Palm Beach Hotel, Palm Beach
   - Hilton Inn, Palm Beach
   - Palm Court, Palm Beach
   - Holiday Inn, Palm Beach Garden
   - Days Inn, Panama City
   - Marriott's Bay Point, Panama City
   - Super 8, Panama City
   - Days Inn, Pensacola
   - Hilton Hotel, Pensacola
   - La Quinta Hotel, Pensacola
   - Residence Inn, Pensacola
   - Super 8, Pensacola
   - Proposed Hampton Inn, Pensacola Beach
   - Comfort Inn, Perdido Key
   - La Quinta, Pinellas County
   - Courtyard by Marriott, Plantation
   - Holiday Inn Plantation, Plantation
   - Sheraton Suites, Plantation
   - Days Inn, Pompano Beach
   - Palm-Aire Spa Resort, Pompano Beach
   - Lodge & Bath Club, Ponte Verde
   - Howard Johnson, Punta Gorda
   - Days Inn, Riviera Beach
   - Safety Harbor Spa, Safety Harbor
   - Holiday Inn, Saint Augustine
   - Howard Johnson, Saint Augustine
   - Courtyard by Marriott, Saint Petersburg
   - Don Ceahsar Beach Resort, Saint Petersburg
   - Hilton Hotel, Saint Petersburg
   - Howard Johnson, Saint Petersburg
   - Ramada Inn, Saint Petersburg
   - Residence Inn, Saint Petersburg
   - Saint Petersburg Motel, Saint Petersburg
   - Sheraton Hotel and Marina, Saint Petersburg
   - Vinoy Park Hotel, Saint Petersburg
   - Countryside Inn, Sanford
   - Days Inn, Sanford
   - Holiday Inn, Sanford
   - Azure Tides Resort-Proposed, Sarasota
   - Days Inn, Sarasota
   - Holiday Inn-Lido Beach, Sarasota
   - Proposed Hotel, Sarasota
   - Holiday Inn, Sebring
   - Embassy Suites, Singer Island
   - Hilton, Singer Island
   - Econo Lodge, Starke
   - Radisson Pan American Hotel, Sunny Isles
   - Best Inn, Tallahassee
   - Courtyard by Marriott, Tallahassee
   - Days Inn-Tallahassee, Tallahassee
   - American Way, Tampa
   - Courtyard by Marriott, Tampa
   - Days Inn, Tampa
   - Embassy Suites-Airport, Tampa
   - Hampton Inn-Airport, Tampa
   - Hilton-Airport, Tampa
   - Holiday Inn, Tampa
   - Holiday Inn Sahal Park, Tampa
   - Holiday Inn-Airport, Tampa
   - Manger Motor Inn, Tampa
   - Marriott Hotel, Tampa
   - Omni Tampa Hotel at Westshore, Tampa
   - Ramada Inn, Tampa
   - Rodeway Inn, Tampa
   - Saddlebrook Resort, Tampa
   - Sheraton Grand West, Tampa
   - Master Economy Inn, Tampa-East(Selfner)
   - Master Economy Inn, Tampa-North(Zephyrhills)
   - Days Inn, Vero Beach
   - Holiday Inn-Countryside, Vero Beach
   - Holiday Inn-Oceanside, Vero Beach
   - Saddlebrook Resort, Wesley Chapel
   - Courtyard by Marriott, West Melbourne
   - Airport Centre, West Palm Beach
   - Courtyard by Marriott, West Palm Beach
   - Days Inn, West Palm Beach
   - Field Palm Hotel, West Palm Beach
   - Hilton-Airport, West Palm Beach
   - Howard Johnson Lodge, West Palm Beach
   - Hyatt Hotel of the Palm Beaches, West Palm Beach
   - Royce Hotel, West Palm Beach
   - Masters Economy Inn, Zephyrhills

  Georgia
   - Atlanta Radisson Hotel, Atlanta
   - Atlanta Terrace Motel, Atlanta
   - Comfort Inn, Atlanta
   - Compri Hotel, Atlanta
   - Courtyard By Marriott-Airport North, Atlanta
   - Courtyard by Marriott-Airport South, Atlanta
   - Courtyard by Marriott-Cumberland, Atlanta
   - Courtyard by Marriott-Executive Pk., Atlanta
   - Courtyard by Marriott-Gwinnett, Atlanta
   - Courtyard by Marriott-Jimmy Carter, Atlanta
   - Courtyard by Marriott-PeachtrDunwdy, Atlanta
   - Courtyard by Marriott-Perimeter, Atlanta
   - Courtyard by Marriott-Rosewell, Atlanta
   - Courtyard by Marriott-Windy Hill, Atlanta
   - Cresthil Inn-Proposed, Atlanta
   - Days Inn, Atlanta
   - Days Inn - Northlake, Atlanta
   - Doubletree Hotel, Atlanta
   - Embassy Suites-Atlanta Perimeter, Atlanta
   - Embassy Suites-Buckhead, Atlanta
   - Embassy Suites-Galleria, Atlanta
   - F.W.W. Hotel, Atlanta
   - Fairfield Inn-Airport, Atlanta
   - Fairfield Inn-Gwinnett, Atlanta
   - Fairfield Inn-North Lake, Atlanta
   - Fairfield Inn-Northwest, Atlanta
   - Fairfield Inn-Peachtree, Atlanta
   - Fairfield Inn-South Lake, Atlanta
   - Hampton Inn-Airport, Atlanta
   - Hilton Inn, Atlanta
   - Holiday Inn Crowne Plaza, Atlanta
   - Holiday Inn-I-20 East, Atlanta
   - Holiday Inn-I-85 Monroe Drive, Atlanta
   - Holiday Inn-Perimeter Dunwooody, Atlanta
   - Hotel-Downtown-Proposed, Atlanta
   - Hotel-Proposed, Atlanta
   - Howard Johnson Hotel-Hartsfield, Atlanta
   - Howard Johnson-Airport, Atlanta
   - Howard Johnson-Northeast, Atlanta
   - Howard Johnson-Northwest, Atlanta
   - Howard Johnson-South, Atlanta
   - Hyatt Atlanta-Airport, Atlanta
   - La Quinta - Stone Mountain, Atlanta
   - La Quinta Hotel, Atlanta
   - La Quinta Hotel-West, Atlanta
   - Marriott Atlanta Airport, Atlanta
   - Marriott Hotel, Atlanta
   - Marriott Hotel-Downtown, Atlanta
   - Marriott Marquis, Atlanta
   - Marriott Suites Hotel-Proposed, Atlanta
   - Marriott-Perimeter, Atlanta
   - Master Economy Inn, Atlanta
   - Motel 6, Atlanta
   - Neighborhood Inn, Atlanta
   - Omni International Hotel, Atlanta
   - Perimeter North Inn, Atlanta
   - Proposed AmeriSuites, Atlanta
   - Quality Inn-Central, Atlanta
   - Radisson Inn, Atlanta
   - Ramada Inn-Perimeter, Atlanta
   - Residence Inn by Marriott-Dunwoody, Atlanta
   - Residence Inn-Airport, Atlanta
   - Residence Inn-Buckhead, Atlanta
   - Residence Inn-Northwest, Atlanta
   - Sheraton Century Center, Atlanta
   - Sheraton-Airport, Atlanta
   - Sporting Club at the Concourse, Atlanta
   - Stouffer Hotel-Proposed, Atlanta
   - Swissotel, Atlanta
   - Terrace Motel, Atlanta
   - Waverly Hotel, Atlanta
   - Westin Lenox Hotel, Atlanta
   - Westin Peachtree Plaza, Atlanta
   - Wyndham Garden Hotel, Atlanta
   - Hyatt Hotel, Atlanta Airport
   - Hampton Inn, Atlanta-Buckhead
   - Courtyard by Marriott, Augusta
   - Landmark Hotel, Augusta
   - Masters Economy Inn - Gordon Hwy., Augusta
   - Masters Economy Inn - Warner Robins, Augusta
   - Masters Economy Inn - Washington Rd, Augusta
   - Holiday Inn, Brunswick
   - Super 8, Brunswick
   - Days Inn, Calhoun
   - Super 8, Cartersville
   - Days Inn, Chamblee
   - Comfort Inn-Proposed, College Park
   - Holiday Inn Crowne Plaza, College Park
   - Courtyard by Marriott, Columbus
   - La Quinta Inn, Columbus
   - Super 8, Columbus
   - Best Inn, Dalton
   - Days Inn, Dalton
   - Holiday Inn-Proposed, Decatur
   - Sheraton Hotel, Decatur
   - Best Western-Perimeter-North, Doraville
   - Days Inn - Gwinnett, Duluth
   - Howard Johnson, Forsyth
   - Holiday Inn-Proposed, Gwinnett County
   - Holiday Inn, Jekyll Island
   - Jekyll Island Inn-Proposed, Jekyll Island
   - Hilton Hotel, Macon
   - Master Economy Inn, Macon
   - Best Inn, Marietta
   - Courtyard by Marriott-Delk Road, Marietta
   - Lafayette Hotel, Marietta
   - Hampton Inn, Marrietta (Atlanta)
   - Master Economy Inn, McDonough
   - Courtyard by Marriott-Perimeter, Norcross
   - Motel 6, Norcross
   - Hilton Hotel, Peachtree Corners
   - Super 8, Rome
   - Best Western, Savannah
   - Courtyard by Marriott, Savannah
   - Days Inn, Savannah
   - Days Inn-Bay Street, Savannah
   - Days Inn-Mall Blvd., Savannah
   - Fairfield Inn, Savannah
   - Hotel-Proposed, Savannah
   - Mulberry Inn, Savannah
   - Radisson Hotel-Proposed, Savannah
   - Royal Savannah, Savannah
   - Sheraton Savannah Resort & C.C., Savannah
   - Town and Country Motel, Savannah
   - Days Inn, Savannah Beach
   - Howard Johnson, Smyrna
   - Master Economy Inn, Tilton
   - Courtyard by Marriott-Northlake, Tucker
   - Master Economy Inn, Warner Robins
   - Super 8, Warner Robins

  Hawaii
   - Hyatt Regency Waikoloa, Hawaii
   - Mauna Kea Hotel, Hawaii
   - Kahala Hilton, Honolulu
   - Plaza Hotel, Honolulu
   - Waikiki Beachcomber, Honolulu
   - Waikiki Hobron, Honolulu
   - Coco Palms Resort, Kauai
   - Kauai Surf Hotel, Kauai
   - Westin Kauai-Kauai Lagoons Resort, Kauai
   - Westin Kauai-Proposed, Kauai
   - Kona Village, Kona
   - Royal Sea Cliff Resort, Kona
   - Westin Kauai at Kauai Lagoon, Lihue
   - Hyatt Regency, Maui
   - Marriott Resort, Maui
   - Maui Lu Hotel, Maui
   - Maui Surf Hotel, Maui
   - Westin Maui, Maui
   - Hawaiian Regent Hotel-Waikiki Beach, Oahu
   - Hotel-Proposed-Schofield Barracks, Oahu
   - Hyatt Regency Waikiki, Oahu
   - Kiahuna Plantation, Poipu Beach, Kauai
   - Transient Lodging Facilities, Schofield Barracks
   - Hilton Hawaiian Village, Waikiki
   - Grand Hyatt Wailea, Wailea

  Idaho
   - Compri Hotel, Boise
   - Holiday Inn, Boise
   - Holiday Inn-Airport, Boise
   - Red Lion Inn, Boise
   - Super 8, Boise
   - Motel 6, Coeur d'Alene
   - Super 8, Coeur d'Alene
   - Proposed Motel, Coure d'Alene
   - Super 8, Lewiston
   - Cotton Tree Inn, Pocatello
   - Super 8, Sand Point
   - Busterback Ranch, Sawtooth Valley

  Illinois
   - Arlington Park Hilton, Arlington Heights
   - Church Creek, Arlington Heights
   - Courtyard by Marriott, Arlington Heights
   - La Quinta Hotel, Arlington Heights
   - Hampton Inn-Proposed, Bedford Park
   - Best Inn, Bloomington
   - Fairfield Inn-Normal, Bloomington
   - Holiday Inn, Bloomington
   - Indian Lakes Resort, Bloomington
   - Ramada Inn, Bloomington
   - Super 8, Bloomington
   - Cresthil-Proposed, Buffalo Grove
   - Holiday Inn, Champaign
   - La Quinta Inn, Champaign
   - Radisson Suites - Champaign, Champaign
   - Suite Hotel-Proposed, Champaign
   - Super 8, Champaign
   - Ambassador West Hotel, Chicago
   - Americana Congress, Chicago
   - Conrad Hilton Hotel, Chicago
   - Courtyard by Marriott-Glenview, Chicago
   - Courtyard by Marriott-Highland, Chicago
   - Courtyard by Marriott-Lincoln, Chicago
   - Courtyard by Marriott-O'Hare, Chicago
   - Courtyard by Marriott-Waukegan, Chicago
   - Courtyard by Marriott-Woodale, Chicago
   - Days Inn, Chicago
   - Executive House, Chicago
   - Fairfield Inn-Lansing, Chicago
   - Fairfield Inn-Willowbrook, Chicago
   - Fairmont Hotel, Chicago
   - Guest Quarters Hotel, Chicago
   - Hilton and Towers, Chicago
   - Hilton-O'Hare, Chicago
   - Holiday Inn-Merchandise Mart, Chicago
   - Howard Johnson-O'Hare Int'l Airport, Chicago
   - Hyatt Regency, Chicago
   - Hyatt Suites Hotel, Chicago
   - Inter-Continental Hotel-Proposed, Chicago
   - La Quinta Inn - Hoffman Est., Chicago
   - Le Meridien, Chicago
   - Lenox House, Chicago
   - Lincoln Hotel, Chicago
   - Mark Twain Hotel, Chicago
   - Marriott-O'Hare, Chicago
   - Mayfair Regent, Chicago
   - McClurg Holiday Inn, Chicago
   - McCormick Inn Hotel, Chicago
   - Morton Hotel, Chicago
   - Omni Ambassador East, Chicago
   - Omni Morton Hotel, Chicago
   - Palmer House Hotel, Chicago
   - Ramada Inn - Lakeshore, Chicago
   - Ramada O'Hare, Chicago
   - Residence Inn-Deerfield, Chicago
   - Residence Inn-Lombard, Chicago
   - Sheraton Hotel-Downtown, Chicago
   - Sheraton Hotel-Proposed, Chicago
   - Sheraton O'Hare, Chicago
   - Sheraton Plaza Hotel, Chicago
   - Summerfield Suites Hotel, Chicago
   - Swissotel, Chicago
   - Tremont Hotel, Chicago
   - Westin Hotel, Chicago
   - Whitehall Hotel, Chicago
   - Hilton Hotel, Collinsville
   - Holiday Inn, Collinsville
   - Super 8, Columbus
   - Super 8, Crystal Lake
   - Super 8, Decatur
   - Courtyard by Marriott, Deerfield
   - Embassy Suites, Deerfield
   - Marriott Suites Hotel, Deerfield
   - Holiday Inn-Chicago, Des Plaines
   - Hotel-Proposed, Des Plaines
   - Compri Hotel-Proposed, Downers Grove
   - Radisson Suite Hotel, Downers Grove
   - Best Inn, Effingham
   - Ramada Inn, Elgin
   - Hampton Inn, Elk Grove Village
   - Marriott Suites, Elk Grove Village
   - Holiday Inn, Elmhurst
   - Orrington Hotel, Evanston
   - Drury Inn, Fairview Heights
   - Conference Center & Resort-Proposed, Fox Lake
   - Holiday Inn, Freeport
   - Hotel-Proposed, Gurnee
   - La Quinta Hotel, Hoffman Estates
   - Carson Inn, Itasca
   - Hamilton Wyndham, Itasca
   - Nordic Hills, Itasca
   - Holiday Inn, Joliet
   - Proposed Harrah's Riverboat, Joliet
   - Days Inn, Kankakee
   - Holiday Inn, LaSalle
   - Marriott Hotel, Lincolnshire
   - Hilton Inn, Lisle
   - Holiday Inn Crowne Plaza, Lisle
   - Embassy Suites, Lombard
   - Holiday Inn, Macomb
   - Best Inn, Marion
   - Best Inn, Mount Vernon
   - Holiday Inn, Mount Vernon
   - Ramada Inn, Mount Vernon
   - Courtyard by Marriott, Naperville
   - Ramada Inn, Naperville
   - Sheraton Naperville, Naperville
   - O'Hareport Hotel, Northlake
   - Courtyard by Marriott, Oakbrook Terrace
   - Super 8, Okawville
   - Fairfield Inn, Peoria
   - Days Inn, Peru
   - Super 8, Peru
   - Courtyard by Marriott, Rockford
   - Fairfield Inn, Rockford
   - Hampton Inn, Rockford
   - Embassy Suites, Rosemont
   - Quality Inn/Clarion, Rosemont
   - Sheraton Int'l At O'Hare, Rosemont
   - Holiday Inn, Salem
   - Compri Hotel, Schaumburg
   - Embassy Suites, Schaumburg
   - Marriott Schaumburg, Schaumburg
   - Holiday Inn, South Beloit
   - Ramada Renaissance Hotel, Springfield
   - Sheraton Inn, Springfield
   - Super 8-East, Springfield
   - Super 8-South, Springfield
   - Jumer's Castle, Urbana
   - Best Inn, Waukegan
   - Super 8, Waukegan

  Indiana
   - Clarion Fourwinds Inn, Bloomington
   - Holiday Inn, Bloomington
   - Inn at the Four Winds, Bloomington
   - Ramada Inn, Bloomington
   - Harbor Point Resort, Brookville Lake
   - Super 8, Columbus
   - Best Inn, Fort Wayne
   - Hilton, Fort Wayne
   - Downtown Hotel, Gary
   - Sheraton, Gary
   - Holiday Inn, Goshen
   - Howard Johnson, Hammond
   - Quality Inn, Hammond
   - Courtyard by Marriott-Airport, Indianapolis
   - Courtyard by Marriott-Carmel, Indianapolis
   - Courtyard by Marriott-Castleton, Indianapolis
   - Embassy Suites-Claypool Center, Indianapolis
   - Fairfield Inn-Castleton, Indianapolis
   - Fairfield Inn-College Park, Indianapolis
   - Hampton Inn-Proposed, Indianapolis
   - Hilton Hotel-Airport, Indianapolis
   - Hilton Inn-Downtown, Indianapolis
   - Holiday Inn-South, Indianapolis
   - Holiday Inn-Southeast, Indianapolis
   - Knights Inn, Indianapolis
   - Midway Motor Lodge, Indianapolis
   - Mohawk Inn, Indianapolis
   - Motel 6, Indianapolis
   - Proposed Fairfield Inn, Indianapolis
   - Proposed Residence Inn, Indianapolis
   - Radisson, Indianapolis
   - Ramada-Airport, Indianapolis
   - Wyndham Garden Hotel, Indianapolis
   - La Quinta Inn, Indianapolis Airport
   - Hilton Inn, Jeffersonville
   - Holiday Inn, La Porte
   - Days Inn, Lafayette
   - Holiday Inn, Lafayette
   - Cotton Mill Inn-Proposed, Madison
   - Hampton Inn, Merrillville
   - Holiday Inn Express, Merrillville
   - La Quinta Inn, Merrillville
   - Hotel Roberts, Muncie
   - Radisson Hotel, Muncie
   - Brown County Inn, Nashville
   - Holiday Inn, Portage
   - Knights Inn, Richmond
   - Holiday Inn, South Bend
   - Howard Johnson, South Bend
   - Signature Inn, Terre Haute
   - Super 8, Terre Haute
   - Courtyard Conversion, Valparaiso
   - Holiday Inn, Vincennes

  Iowa
   - Holiday Inn-Gateway Center, Ames
   - Holiday Inn, Cedar Falls
   - Collins Plaza, Cedar Rapids
   - Holiday Inn, Cedar Rapids
   - Roosevelt Hotel, Cedar Rapids
   - Super 8, Davenport
   - Courtyard by Marriott, Des Moines
   - Fairfield Inn, Des Moines
   - Holiday Inn, Des Moines
   - Holiday Inn - West, Des Moines
   - Holiday Inn-Downtown, Des Moines
   - Holiday Inn-North, Des Moines
   - Ramada Inn, Des Moines
   - Super 8-North, Des Moines
   - Super 8-West, Des Moines
   - Holiday Inn, Iowa City

  Kansas
   - Embassy Suites, Kansas City
   - Fairfield Inn-Overland Park, Kansas City
   - Holiday Inn-Mission Overland Park, Kansas City
   - Fairfield Inn, Kansas City West
   - Holiday Inn, Lawrence
   - University Inn, Lawrence
   - Holiday Inn, Manhattan
   - Courtyard by  Marriott, Overland Park
   - Hampton Inn-Proposed, Overland Park
   - Marriott Hotel, Overland Park
   - Park Inn International, Topeka
   - Super 8, Topeka
   - Canterbury Inn, Wichita
   - Former Sheraton Hotel, Wichita
   - Hilton-East, Wichita
   - Marriott Hotel, Wichita
   - Comfort Inn, Winfield

  Kentucky
   - Conference Center-Proposed, Boone County
   - Howard Johnson, Bowling Green
   - Brown County Inn, Brown County
   - Holiday Inn, Corbin
   - Hotel-Proposed, Covington
   - Thomas More Centre, Crestville Hill
   - Comfort Inn, Elizabethtown
   - Signature Inn, Elkhart
   - Holiday Inn, Florence
   - Signature Inn, Florence
   - Drawbridge Inn, Fort Mitchell
   - Days Inn, Georgetown
   - Days Inn, Henderson
   - Holiday Inn, Henderson
   - Bluegrass Motor Inn, Lexington
   - Courtyard by Marriott, Lexington
   - Holiday Inn, Lexington
   - Holiday Inn-East, Lexington
   - Holiday Inn-North, Lexington
   - Hyatt Hotel, Lexington
   - Knights Inn, Lexington
   - Super 8-Proposed, London
   - Brown Hotel, Louisville
   - Courtyard by Marriott-East, Louisville
   - Holiday Inn, Louisville
   - Holiday Inn South, Louisville
   - Holiday Inn-Central, Louisville
   - Holiday Inn-Northeast, Louisville
   - Ramada Inn, Louisville
   - Ramada Inn-East, Louisville
   - Signature Inn, Louisville
   - Days Inn, Madisonville
   - Executive Inn, Owensboro
   - Super 8-Proposed, Radcliff
   - Holiday Inn, Richmond

  Louisiana
   - Howard Johnson, Alexandria
   - Capital House, Baton Rouge
   - Convention Center Hotel-Proposed, Baton Rouge
   - Courtyard by Marriott, Baton Rouge
   - Crown Sterling Suites, Baton Rouge
   - Embassy Suites, Baton Rouge
   - Hilton Hotel, Baton Rouge
   - Holiday Inn-East, Baton Rouge
   - Holiday Inn-South, Baton Rouge
   - Holiday Inn-West, Baton Rouge
   - La Quinta Inn, Baton Rouge
   - Prince Murat Hotel, Baton Rouge
   - Proposed Homewood Suites, Baton Rouge
   - Quality Inn, Bossier City
   - Ramada Inn, Hammond
   - Ramada Inn, Houma
   - Holiday Inn - New Orleans, Kenner
   - Sheraton, Kenner
   - Hilton Hotel, Lafayette
   - La Quinta Hotel, Lafayette
   - Gateway Hotel, Metairie
   - Howard Johnson-Airport, Metairie
   - Canal Street Hotels L.P., New Orleans
   - Clarion Hotel, New Orleans
   - Days Inn, New Orleans
   - Fairmont Roosevelt Hotel, New Orleans
   - Hampton Inn-Proposed, New Orleans
   - Holiday Inn Crowne Plaza, New Orleans
   - Hostellerie de la Poste, New Orleans
   - Hotel Meridien, New Orleans
   - Hyatt Regency, New Orleans
   - Iberville Hotel, New Orleans
   - Inter-Continental Hotel, New Orleans
   - La Quinta Inn, New Orleans
   - Landmark Bourbon, New Orleans
   - Le Meridien New Orleans, New Orleans
   - Maison Dupuy, New Orleans
   - Marriott Hotel, New Orleans
   - Omni Royal Orleans, New Orleans
   - Ramada Inn, New Orleans
   - Saint Louis Hotel, New Orleans
   - St. Ann/Marie Antoinette, New Orleans
   - Warwick, New Orleans
   - Westin Hotel, New Orleans
   - Residence Inn, Shreveport
   - Super 8, Shreveport

  Maine
   - Hilton Inn, Bangor
   - Ramada Inn, Bangor
   - Residence Inn by Marriott-Proposed, Bangor
   - Inn By The Sea, Cape Elizabeth
   - Hotel-Proposed, Orchard Beach
   - Hotel-Proposed, Portland
   - Portland Regency, Portland
   - Ramada Inn, Portland
   - Sheraton Tara Portland, Portland
   - Susse Chalet, Portland
   - Susse Chalet, Portland (In-town)
   - Keddy's Motor Inn of Maine, Presque Isle
   - Hampton Inn, South Portland
   - Sheraton Inn, South Portland

  Maryland
   - Budget Hotel-Proposed, Aberdeen
   - Chesapeake House, Aberdeen
   - Holiday Inn, Aberdeen
   - Motel-Proposed, Aberdeen
   - Annapolis Hotel, Annapolis
   - Courtyard by Marriott-Riva Road, Annapolis
   - Governor Calvert House, Annapolis
   - Historic Inns of Annapolis, Annapolis
   - Hotel-Proposed, Annapolis
   - Howard Johnson, Annapolis
   - Marriott Hotel, Annapolis
   - Maryland Inn, Annapolis
   - Quality Royale Hotel, Annapolis
   - Ramada Hotel, Annapolis
   - Robert Johnson House, Annapolis
   - Brookshire Hotel, Baltimore
   - Courtyard by Marriott-BWI Airport, Baltimore
   - Days Inn, Baltimore
   - Harbor Court Hotel, Baltimore
   - Harrison's at Pier 5, Baltimore
   - Hilton Hotel, Baltimore
   - Holiday Inn-Belmont Blvd., Baltimore
   - Holiday Inn-Cromwell Bridge, Baltimore
   - Holiday Inn-Glen Burnie, Baltimore
   - Holiday Inn-Inner Harbor, Baltimore
   - Holiday Inn-Int'l Airport, Baltimore
   - Holiday Inn-Moravia Road, Baltimore
   - Holiday Inn-Pikesville, Baltimore
   - Holiday Inn-South Glen Burnie, Baltimore
   - Hotel-Proposed, Baltimore
   - Howard Johnson-Proposed, Baltimore
   - Johns Hopkins Hotel-Proposed, Baltimore
   - Lord Baltimore Hotel, Baltimore
   - Omni International Hotel, Baltimore
   - Ramada Inn-I-695 West, Baltimore
   - Susse Chalet, Baltimore
   - Susse Chalet Inn-BWI Airport, Baltimore
   - Susse Chalet Inn-Golden Ring, Baltimore
   - Bethesda Metro Center, Bethesda
   - Guest Quarters, Bethesda
   - Hyatt Regency Hotel, Bethesda
   - Linden Hill Hotel, Bethesda
   - Omni Linden Hotel, Bethesda
   - Residence Inn, Bethesda
   - Bethseda Metro Center, Bethseda
   - Guest Quarters, Bethseda
   - Residence Inn - Proposed, Bethseda
   - Comfort Suites-Proposed, Bowie
   - Days Inn, Capital Heights
   - Residence Inn, Cockneysville
   - Abbey, College Park
   - Best Western Maryland, College Park
   - Holiday Inn, College Park
   - Sheraton Inn, Dorsey
   - Days Inn, Easton
   - Mariner Inn, Easton
   - Holiday Inn, Frederick
   - Compri Hotel, Gaithersburg
   - Marriott Hotel, Gaithersburg
   - Century XXI Resort, Germantown
   - Comfort Inn, Germantown
   - Hampton Inn, Glen Burnie
   - Residence Inn-Proposed, Greenbelt
   - Courtyard by Marriott, Hunt Valley
   - Hunt Valley Embassy Suites, Hunt Valley
   - Hunt Valley Marriott, Hunt Valley
   - Susse Chalet Inn, Jessup
   - Courtyard by Marriott, Landover
   - Quality Inn-Proposed, Landover
   - Days Inn, Lanham
   - Best Western Maryland, Laurel
   - Days Inn, Laurel
   - Holiday Inn, Laurel
   - Susse Chalet, Linthicum
   - Howard Johnson Plaza Hotel, New Carrollton
   - Carousel Hotel, Ocean City
   - Days Inn, Ocean City
   - Susse Chalet, Oxon Hill
   - Hotel-Proposed, Prince Georges County
   - Budget Hotel-Proposed, Rockville
   - Comfort Inn, Rockville
   - Courtyard by Marriott, Rockville
   - Days Inn-Congressional Park, Rockville
   - Holiday Inn Crowne Plaza, Rockville
   - Quality Inn-Proposed, Rockville
   - Ramada Inn, Rockville
   - Salisbury Hotel, Salisbury
   - Sheraton Hotel, Salisbury
   - Courtyard by Marriott, Silver Spring
   - Quality Inn-Proposed, Silver Spring
   - Comfort Inn-Proposed, Solomons Island
   - Holiday Inn, Towson
   - Quality Inn-Proposed, Westminster

  Massachusetts
   - Susse Chalet, Amsbury
   - Courtyard by Marriott, Andover
   - Marriott Hotel, Andover
   - Stouffer Bedford Glen Hotel, Bedford
   - Anthony's Pier Four, Boston
   - Battery Wharf Hotel-Proposed, Boston
   - Boston Harbor Hotel, Boston
   - Boston World Trade Center, Boston
   - Bostonian Hotel, Boston
   - Colonnade Hotel, Boston
   - Commonwealth Center Hotel, Boston
   - Compri Hotel-Proposed, Boston
   - Copley Plaza Hotel, Boston
   - Courtyard by Marriott-Foxborough, Boston
   - Econo Lodge-Proposed, Boston
   - Harborside Conf. Center-Proposed, Boston
   - Hilton-Back Bay, Boston
   - Hilton-Logan, Boston
   - Holiday Inn-Government Center, Boston
   - Hotel - Proposed, Boston
   - Hyatt Fan Pier-Proposed, Boston
   - Hyatt Harborside-Proposed, Boston
   - Lafayette Hotel, Boston
   - Lenox Hotel, Boston
   - Marriott Copley Place, Boston
   - Meridien Hotel, Boston
   - Omni Parker House, Boston
   - Residence Inn, Boston
   - Ritz-Carlton, Boston
   - Statler Hilton Hotel, Boston
   - Tremont House Hotel, Boston
   - World Trade Center Hotel - Proposed, Boston
   - Marriott Hotel, Boston/Newton
   - Sheraton Tara Hotel, Braintree
   - Ocean Edge Inn & Conference Center, Brewster
   - Holiday Inn, Brookline
   - Days Inn, Burlington
   - Charles Hotel, Cambridge
   - Hyatt Hotel, Cambridge
   - Royal Sonesta Hotel, Cambridge
   - The Charles Hotel, Cambridge
   - Chatham Bars Inn, Chatham
   - Chelmsford Radisson Hotel, Chelmsford
   - Best Western Motor Lodge, Chicopee
   - Cummington Farm Resort-Proposed, Cummington
   - Appleton Inn, Danvers
   - Howard Johnson Hotel, Danvers
   - Radisson Ferncroft Hotel, Danvers
   - Residence Inn - Proposed, Danvers
   - Dedham Comfort Inn, Dedham
   - Holiday Inn, Dedham
   - Wequassett Inn, East Harwich
   - Harbor View Hotel, Edgartown
   - Kelley House, Edgartown
   - Airport Inn, Fall River
   - Sea Crest Hotel, Falmouth
   - Sheraton Inn, Falmouth
   - Radisson Hotel, Ferncroft
   - Sheraton Tara Hotel, Framingham
   - Hotel-Proposed, Franklin
   - Hotel-Proposed, Haverhill
   - Susse Chalet, Holyoke
   - Dunfey Hyannis Hotel, Hyannis
   - Heritage House Hotel, Hyannis
   - Holiday Inn, Hyannis
   - Sheraton Regal Inn, Hyannis
   - Tara Hyannis, Hyannis
   - Canyon Ranch-Berkshires, Lenox
   - Cranwell Hotel and Conference Ctr., Lenox
   - Spa/Resort-Proposed, Lenox
   - Holiday Inn, Leominster
   - Lexington Sheraton, Lexington
   - Residence Inn-Proposed, Littleton
   - Appleton Inn, Lowell
   - Hilton Hotel, Lowell
   - Town House Motor Inn, Lowell
   - Holiday Inn, Marlboro
   - Susse Chalet, Middleboro
   - Sheraton Milford Hotel, Milford
   - Holiday Inn, Natick
   - Skipper's Inn, New Bedford
   - Days Inn, Newton
   - Howard Johnson, Newton
   - Marriott Hotel, Newton
   - Sheraton - Wayfarer, Newton
   - Sheraton Tara, Newton
   - Susse Chalet, Newton
   - North Adams Inn, North Adams
   - Hilton Inn, Northampton
   - Hotel Northampton, Northampton
   - Factory Mutual Hotel, Norwood
   - University Inn, Oxford
   - Holiday Inn, Peabody
   - Berkshire Commons Hotel, Pittsfield
   - Hotel-Proposed, Plymouth
   - Hawthorne Hotel, Salem
   - Days Inn, Saugus
   - Susse Chalet, Seekonk
   - Howard Johnson, Somerset
   - Somerset Omni, Somerset
   - Federal House Inn, South Lee
   - Holiday Inn, Springfield
   - Howard Johnson, Springfield
   - Monarch Place, Springfield
   - Treadway Inn, Springfield
   - Publick House, Sturbridge
   - Sheraton, Sturbridge
   - Regency Inn of Taunton, Taunton
   - Holiday Inn, Tewksbury
   - Susse Chalet, Tewksbury
   - Susse Chalet, Waltham
   - Vista Waltham House, Waltham
   - Hampton Inn, West Springfield
   - Westford Regency Hotel, Westford
   - The Westminster Village Inn, Westminster
   - The Orchards, Williamstown
   - Treadway Inn, Williamstown
   - Days Inn, Woburn
   - Howard Johnson, Woburn
   - Radisson Hotel, Woburn
   - Ramada Inn, Woburn
   - Susse Chalet, Woburn
   - Marriott Hotel, Worcester
   - Alladin Motor Inn, Yarmouth
   - Flagship Motor Inn, Yarmouth
   - Gull Wing Suites Hotel, Yarmouth

  Michigan
   - Motel-Proposed, Adrian
   - Ramada Inn, Allen Park
   - Holiday Inn-Alpena, Alpena
   - Compri Hotel-Proposed, Ann Arbor
   - Hampton Inn-North, Ann Arbor
   - Hampton Inn-South, Ann Arbor
   - Hilton Hotel, Ann Arbor
   - Holiday Inn-East, Ann Arbor
   - Holiday Inn-West, Ann Arbor
   - Residence Inn, Ann Arbor
   - Sheraton Hotel, Ann Arbor
   - AmeriSuites Hotel-Proposed, Auburn Hills
   - Holiday Inn, Auburn Hills
   - Knights Inn, Battle Creek
   - Super 8, Battle Creek
   - Bay Valley Inn, Bay City
   - Howard Johnson, Belleville
   - Fairfield Inn-Airport, Charlotte
   - Courtyard by Marriott, Dearborn
   - Courtyard by Marriott-Airport, Detroit
   - Courtyard by Marriott-Auburn Hills, Detroit
   - Courtyard by Marriott-Livonia, Detroit
   - Days Inn, Detroit
   - Downtown Hotel-Proposed, Detroit
   - Fairfield Inn-Airport, Detroit
   - Fairfield Inn-Auburn Hills, Detroit
   - Fairfield Inn-Warren, Detroit
   - Fairfield Inn-West, Detroit
   - Golden Harp, Detroit
   - Hampton Inn, Detroit
   - Hilton-Airport, Detroit
   - Hilton-North Field, Detroit
   - Holiday Inn, Detroit
   - Holiday Inn-Metro Airport, Detroit
   - Hotel Pontchartrain, Detroit
   - Omni Detroit, Detroit
   - Westin Hotel Renaissance Center, Detroit
   - Holiday Inn, East Lansing
   - Holiday Inn-Proposed, East Lansing
   - Knights Inn, Flint
   - Amway Hotel, Grand Rapids
   - Holiday Inn, Grand Rapids
   - Grand Traverse Resort, Grand Traverse Village
   - Holiday Inn, Howell
   - Jackson Hotel, Jackson
   - Fairfield Inn, Kalamazoo
   - Hilton-Kalamazoo Center, Kalamazoo
   - Holiday Inn, Kalamazoo
   - Radison Plaza Hotel, Kalamazoo
   - Residence Inn, Kalamazoo
   - Super 8, Kalamazoo
   - Embassy Suites-Proposed, Lansing
   - Holiday Inn, Lansing
   - Motel 6, Lansing
   - Quality Suites Hotel, Lansing
   - Compri Hotel-Proposed, Livonia
   - Embassy Suites, Livonia
   - Embassy Suites-Proposed, Livonia
   - Holiday Inn, Livonia
   - Marriott Hotel, Livonia
   - Fairfield Inn, Madison Heights
   - Residence Inn, Madison Heights
   - Holiday Inn, Marquette
   - Knights Inn, Monroe
   - Comfort Inn-Proposed, Mount Clemens
   - Holiday Inn, Muskegan
   - Super 8, Muskegon
   - Hilton Hotel, Novi
   - Holiday Inn-Petoskey, Petoskey
   - Mayflower Hotel, Plymouth
   - Inn at the Bridge, Port Huron
   - Radisson Hotel, Romulus
   - Holiday Inn-East, Saginaw
   - Super 8, Saginaw
   - Courtyard by Marriott, Southfield
   - Embassy Suites, Southfield
   - Hilton Hotel, Southfield
   - Marriott Hotel, Southfield
   - Ramada Inn, Southfield
   - Residence Inn, Southfield
   - The Garden Inn, Southfield
   - Comfort Suites-Proposed, Sterling Heights
   - Holiday Inn, Sturgis
   - Grand Traverse Resort, Traverse City
   - Hampton Inn, Traverse City
   - Park Place Hotel, Traverse City
   - Courtyard by Marriott, Troy
   - Holiday Inn, Troy
   - Marriott, Troy
   - Residence Inn, Troy
   - Courtyard by Marriott, Warren
   - Days Inn, Warren
   - Holiday Inn, Warren
   - Motel 6, Warren
   - Residence Inn, Warren
   - Van Dyke Hotel & Conference Center, Warren
   - Bob Evans Restaurant, Wyoming
   - Super 8, Wyoming
   - Radisson Resort-Conference Center, Ypsilanti

  Minnesota
   - Embassy Suites, Bloomington
   - Hilton Airport Hotel, Bloomington
   - Hilton Hotel, Bloomington
   - Howard Johnson Lodge, Bloomington
   - Marriott Hotel, Bloomington
   - Ramada Inn, Bloomington
   - Days Inn - Minneapolis, Brooklyn Center
   - Residence Inn, Eagan
   - Compri Hotel-Proposed, Minneapolis
   - Courtyard by Marriott-Eden Prairie, Minneapolis
   - Courtyard by Marriott-Mendota, Minneapolis
   - Days Inn, Minneapolis
   - Dyckman Hotel, Minneapolis
   - Hilton Inn, Minneapolis
   - Holiday Inn-Downtown, Minneapolis
   - Hotel-Proposed, Minneapolis
   - Luxeford Hotel, Minneapolis
   - Marquette, Minneapolis
   - Marriott City Center Hotel, Minneapolis
   - Marriott-Minnetonka, Minneapolis
   - Motel 6, Minneapolis
   - Omni-Northstar, Minneapolis
   - Radisson Hotel, Minneapolis
   - Ramada Inn, Minneapolis
   - Sheraton Minneapolis, Minneapolis
   - Sofitel, Minneapolis
   - Motel-Proposed, Montevideo
   - Days Inn, Plymouth
   - Hotel-Proposed, Rochester
   - Howard Johnson, Rochester
   - Motel 6, Rochester
   - Radisson Hotel, Rochester
   - Days Inn, Roseville
   - Holiday Inn, Saint Paul
   - Holiday Inn-Town Square, Saint Paul
   - Hotel-Proposed, Saint Paul
   - Inn and Expo Center, Saint Paul
   - World Trade Hotel, Saint Paul
   - Wayzata Conference Center, Wayzata

  Mississippi
   - Howard Johnson, Biloxi
   - Holiday Inn, Greenwood
   - Motel 6, Hattlesburg
   - Hampton Inn, Jackson
   - Howard Johnson, Jackson
   - Ramada Inn-Proposed, Jackson
   - Residence Inn, Jackson
   - Cabot Lodge, Ridgeland
   - Holiday Inn, Vicksburg

  Missouri
   - Ramada Inn, Columbia
   - Howard Johnson-North St. Louis, Hazelwood
   - Super 8, Independence
   - La Quinta Inn, Jackson - North
   - Capital Plaza, Jefferson City
   - Ramada Inn, Jefferson City
   - Days Inn, Joplin
   - Super 8, Joplin
   - Allis Plaza, Kansas City
   - Americana Hotel, Kansas City
   - AmeriSuites Hotel-Proposed, Kansas City
   - Doubletree Hotel, Kansas City
   - Embassy Suites, Kansas City
   - Fairfield Inn-West, Kansas City
   - Hilton - Proposed, Kansas City
   - Hilton Inn, Kansas City
   - Historic Suites Hotel, Kansas City
   - Holiday Inn, Kansas City
   - Holiday Inn Crowne Plaza, Kansas City
   - Holiday Inn-Proposed, Kansas City
   - Proposed Sheraton Hotel, Kansas City
   - Radisson Suite Hotel, Kansas City
   - Resort Hotel - Proposed, Kansas City
   - Marriott-Tan-Tar-A, Lake of the Ozarks
   - Super 8, Liberty
   - Super 8, North Kansas City
   - Inn at Grand Glaize, Osage Beach
   - Super 8, Saint Joseph
   - Clarion, Saint Louis
   - Courtyard by Marriott-Creve Coeur, Saint Louis
   - Courtyard by Marriott-Downtown, Saint Louis
   - Courtyard by Marriott-Westport, Saint Louis
   - Days Inn, Saint Louis
   - Doubletree Hotel, Saint Louis
   - Drury Inn, Saint Louis
   - Embassy Suites, Saint Louis
   - Fairfield Inn-Hazel, Saint Louis
   - Henry VIII Hotel, Saint Louis
   - Hilton Hotel-Bel Air, Saint Louis
   - Holiday Inn Sports Complex, Saint Louis
   - Holiday Inn-Airport North, Saint Louis
   - Holiday Inn-Downtown, Saint Louis
   - Holiday Inn-Riverfont, Saint Louis
   - Howard Johnson-South, Saint Louis
   - Mayfair Hotel, Saint Louis
   - Omni-St. Louis Station, Saint Louis
   - Ramada Inn-Westport, Saint Louis
   - Residence Inn-Chesterfield, Saint Louis
   - Residence Inn-Richmond Heights, Saint Louis
   - Ritz-Carlton Hotel, Saint Louis
   - Sheraton-Airport, Saint Louis
   - St. Louis Airport Hilton, Saint Louis
   - St. Louis Airport Radisson Hotel, Saint Louis
   - St. Louisian Hotel, Saint Louis
   - Stouffer Concourse Hotel, Saint Louis
   - Super 8, Saint Louis
   - Marriott Hotel, Saint Louis County
   - Holiday Inn, Springfield
   - Sheraton Inn, Springfield
   - Super 8, Springfield
   - Executive Inn & Office Building, St. Louis
   - Holiday Inn, St. Louis
   - Howard Johnson Hotel, St. Louis
   - Hotel-Proposed, Unity Village
   - Holiday Inn, Wendtzville

  Montana
   - Sheraton Hotel, Billings
   - Super 8, Billings
   - Super 8, Great Falls
   - Super 8, Helena
   - Super 8, Kalispell
   - Holiday Inn, Missoula
   - Red Lion Inn, Missoula

  Nebraska
   - Holiday Inn, Kearney
   - Best Western Airport Inn, Lincoln
   - Holiday Inn-Airport, Lincoln
   - Holiday Inn-Northeast, Lincoln
   - Howard Johnson, North Platte
   - Marriott Hotel, Omaha
   - Ramada Inn, Omaha
   - Red Lion Inn, Omaha

  Nevada
   - Lake Mead Resort, Boulder City
   - Ormsby House Hotel and Casino, Carson City
   - Super 8, Carson City
   - Doubletree Hotel and Resort, Cathedral City
   - Best Western Motel - Proposed, Jackpot
   - Airport Inn, Las Vegas
   - Aladdin Hotel and Casino, Las Vegas
   - Alexis Park Resort Hotel, Las Vegas
   - Casino Hotel-Proposed, Las Vegas
   - Courtyard by Marriott, Las Vegas
   - El Rancho Hotel and Casino, Las Vegas
   - Hotel and Casino-Proposed, Las Vegas
   - Jockey Club Hotel and Casino, Las Vegas
   - La Quinta Hotel, Las Vegas
   - Paradise Resort, Las Vegas
   - Residence Inn, Las Vegas
   - Silverbird Casino, Las Vegas
   - Super 8-Proposed, Las Vegas
   - The Mirage, Las Vegas
   - Tropicana Travelodge, Las Vegas
   - Westward Ho Casino, Las Vegas
   - Echo Bay Resort, Overton
   - Holiday Inn, Reno
   - La Quinta Hotel, Reno
   - Quality Inn and Casino, Reno
   - Red Lion Hotel-Proposed, Reno

  New Hampshire
   - Sheraton Wayfarer, Bedford
   - Hampton Inn, Bow
   - Mount Washington Resort, Bretton Woods
   - Balsams Hotel, Dixville Notch
   - Sheraton Inn-Lamie's Tavern, Hampton
   - Woodbound Inn, Jaffrey
   - Brickyard Mountain Inn, Laconia
   - Loon Mountain Hotel, Lincoln
   - Appleton Inns, Manchester
   - Holiday Inn Center, Manchester
   - Sheraton Wayfarer, Manchester
   - Susse Chalet, Manchester
   - Clarion Somerset Hotel, Nashua
   - Hotel-Proposed, Nashua
   - Tara Sheraton Nashua, Nashua
   - Wentworth by the Sea, Newcastle
   - Susse Chalet, Portsmouth
   - Wentworth-by-the-Sea, Portsmouth
   - Salem Inn, Salem
   - Susse Chalet, Salem
   - Landmarc Lodge-East, Waterville Valley
   - Landmarc Lodge-West, Waterville Valley
   - Silver Squirrel Inn, Waterville Valley
   - Snowy Owl Inn, Waterville Valley
   - Chalet Susse International, Inc., Wilton

  New Jersey
   - Marriott Seaview Golf Resort, Abescon
   - Howard Johnson Hotel, Absecon
   - Seaview Country Club, Absecon
   - Berkeley Carteret Hotel, Asbury Park
   - Caesar's Hotel and Casino, Atlantic City
   - Casino Hotel-Proposed, Atlantic City
   - Deauville Hotel, Atlantic City
   - Diplomat Hotel, Atlantic City
   - Hampton Inn, Atlantic City
   - Harrah's Marina Hotel Casino, Atlantic City
   - Lafayette Hotel, Atlantic City
   - Resorts Int'l Hotel and Casino, Atlantic City
   - Royal Inn, Atlantic City
   - Sands Hotel and Casino, Atlantic City
   - Traymore Hotel Site, Atlantic City
   - Tropicana Hotel and Casino, Atlantic City
   - World International Hotel, Atlantic City
   - Bernards Inn, Bernardsville
   - Hotel-Proposed, Bridgewater
   - Proposed Hotel, Camden
   - Cherry Hill Hyatt, Cherry Hill
   - Cherry Hill Inn, Cherry Hill
   - Ramada Inn, Clifton
   - Comfort Suites, E. Rutherford
   - Ramada Renaissance, East Brunswick
   - Sheraton Inn, East Brunswick
   - Sheraton - Per Diem, East Rutherford
   - Holiday Inn-Raritan Center, Edison
   - Hotel-Proposed, Edison
   - Ramada Inn, Edison
   - Best Western Hotel, Egg Harbor Township
   - Newark Airport Vista Hotel, Elizabeth
   - Ramada Inn-Proposed, Elizabeth
   - Sheraton Inn, Elizabeth
   - Marriott Suite Hotel-Proposed, Elmwood Park
   - Howard Johnson, Englewood
   - Conference Center, Farleigh Dickinson
   - Motel-Proposed, Flemington
   - Hamilton Park Conference Center, Florham Park
   - Courtesy Motel, Fort Lee
   - Ramada Inn-Proposed, Franklin Township
   - Playboy Resort, Great Gorge
   - Marriott Hotel, Hanover
   - Sheraton Hotel, Hasbrouck Heights
   - Holiday Inn, Jamesburg
   - Restaurant at Port Liberte, Jersey City
   - Harrogate Senior Living Facility, Lakewood
   - Courtyard by Marriott, Lincroft
   - Hotel-Proposed, Long Branch
   - Comfort Inn, Mahwah
   - Courtyard by Marriott, Mahwah
   - Residence Inn-Proposed, Mahwah
   - Economy Lodge - Proposed, Meadowlands
   - Holiday Inn, Meadowlands
   - Hotel-Proposed, Meadowlands
   - Meadowlands Hilton, Meadowlands
   - Sheraton Hotel, Meadowlands
   - Forsgate Conference Center, Monroe Township
   - Conference Center, Morristown
   - Governor Morris Inn, Morristown
   - Headquarters Plaza Hotel, Morristown
   - Pleasantville Farms Conference Cent, Morristown
   - Howard Johnson Lodge, Mount Holly
   - Courtyard by Marriott, Mount Laurel
   - Hilton, Mount Laurel
   - Days Hotel, New Brunswick
   - Hyatt Hotel, New Brunswick
   - Rennaisance Hotel, New Brunswick
   - Residence Inn - Princeton, New Jersey
   - Airport Hotel-Proposed, Newark
   - Courtyard by Marriott-Airport, Newark
   - Holiday Inn, Newark
   - Holiday Inn-Airport North, Newark
   - Hotel-Proposed, Newark
   - Howard Johnson Hotel, Newark
   - Days Inn, North Bergen
   - Holiday Inn, North Brunswick
   - Port-O-Call, Ocean City
   - Sting Ray Motel, Ocean City
   - Hotel-Proposed, Ocean Grove
   - Spray View Hotel, Ocean Grove
   - Macy Hotel-Proposed, Paramus
   - Red Carpet Inn, Paramus
   - Residence Inn-Proposed, Paramus
   - Marriott Hotel-Proposed, Park Ridge
   - Embassy Suites, Parsippany
   - Hilton, Parsippany
   - Residence Inn-Proposed, Parsippany
   - Howard Johnson, Phillipsburg
   - Hotel-Proposed, Piscataway
   - Residence Inn-Proposed, Piscataway
   - Compri Hotel-Proposed, Princeton
   - Hyatt Regency, Princeton
   - Marriott Hotel, Princeton
   - Omni Nassau Inn, Princeton
   - Treadway Inn, Princeton
   - Howard Johnson, Ridgefield Park
   - Hotel-Proposed, Rockleigh
   - Hotel-Proposed, Roxbury Township
   - Ramada Inn, Runnemede
   - Howard Johnson, Saddle Brook
   - Marriott Hotel, Saddle Brook
   - Days Inn, Secaucus
   - Howard Johnson, Secaucus
   - Ramada Inn, Secaucus
   - Hilton At Short Hills, Short Hills
   - Pier 4 Motel, Somers Point
   - Garden State Convention Center, Somerset
   - Holiday Inn, Somerset
   - Marriott Hotel, Somerset
   - Neighborhood Suites-Proposed, Somerset
   - Sommerset Plaza Hotel, Somerset
   - Summerfield Suites Hotel, Sommerset
   - Hewitt Wellington Hotel, Spring Lake
   - Hotel-Proposed, Spring Lake
   - Loews Glenpointe Hotel, Teaneck
   - Appleton Inn, Tinton Falls
   - Envoy Inn, Tinton Falls
   - Hilton Inn, Tinton Falls
   - Residence Inn, Tinton Falls
   - Sunrise Suite Hotel, Tinton Falls
   - Hotel-Proposed, Toms River
   - Hotel-Proposed, Turnersville
   - Hotel-Proposed, Wayne
   - Howard Johnson-Proposed, Wayne
   - Holiday Inn, Wildwood Crest
   - Motel, Wrightstown

  New Mexico
   - Compri Hotel-Proposed, Albuquerque
   - Courtyard by Marriott-Airport, Albuquerque
   - Fairfield Inn-Proposed, Albuquerque
   - Hampton Inn, Albuquerque
   - Hilton Hotel, Albuquerque
   - Holiday Inn, Albuquerque
   - Marriott Hotel, Albuquerque
   - Radisson Suite Hotel-Proposed, Albuquerque
   - Residence Inn, Albuquerque
   - Rodeway Inn, Albuquerque
   - Winrock Motor Inn, Albuquerque
   - La Quinta Inn, Albuquerque - Airport
   - Corkin's Lodge, Chama
   - La Quinta Inn, Farmington
   - Hilton, Las Cruces
   - Las Cruces Hilton, Las Cruces
   - Super 8, Las Cruces
   - Ski Rio Ski Resort, Miracle Mountain
   - Super 8, Raton
   - Young's Ranch, Red River
   - Eldorado Hotel, Santa Fe
   - Homewood Suites Hotel, Santa Fe
   - Hotel-Proposed, Santa Fe
   - Inn at Loretto, Santa Fe
   - Inn on the Alameda, Santa Fe
   - La Fonda Hotel, Santa Fe
   - La Quinta Hotel, Santa Fe
   - Residence Inn, Santa Fe
   - Santa Fe Motel, Santa Fe
   - Sheraton de Santa Fe, Santa Fe

  New York
   - Americana Inn, Albany
   - Desmond Hotel, Albany
   - Hilton Hotel, Albany
   - Marriott Hotel, Albany
   - Sheraton Inn, Albany
   - Susse Chalet, Albany
   - VIP Motor Lodge (Howard Johnson), Albany
   - Embassy Suites-Proposed, Amherst
   - Holiday Inn, Amherst
   - Annandale Inn-Proposed, Annandale
   - Wampus Inn-Proposed, Armonk
   - Treadway Inn, Batavia
   - Hampton Inn, Binghamton
   - Holiday Inn-Arena, Binghamton
   - Holiday Inn-SUNY, Binghamton
   - Hotel-Proposed, Binghamton
   - Howard Johnson, Binghamton
   - Residence Inn, Binghamton
   - Sheraton Inn, Binghamton
   - Eden Motel, Bronx
   - Days Inn-Proposed, Brookhaven
   - Residence Inn, Brookhaven
   - Brooklyn Hotel-Proposed, Brooklyn
   - Hilton Hotel, Brooklyn
   - Airport Hotel-Proposed, Buffalo
   - Buffalo Hotel, Buffalo
   - Days Hotel-Proposed, Buffalo
   - Hilton Hotel, Buffalo
   - Holiday Inn - Midtown, Buffalo
   - Hyatt Hotel, Buffalo
   - Hyatt Regency Hotel & Retail Area, Buffalo
   - Radisson Hotel, Buffalo
   - Ramada Inn-Airport, Buffalo
   - Ramada Renaissance Hotel, Buffalo
   - Residence Inn-Proposed, Buffalo
   - Sheraton Hotel, Buffalo
   - Sheraton Inn Buffalo East, Buffalo
   - Sheraton Inn-Airport, Buffalo
   - Sheraton Inn, Canadaiqua
   - Airway Motel, Cheektowaga
   - Holiday Inn - Airport, Cheektowaga
   - Holiday Inn - Gateway, Cheektowaga
   - Quality Inn, Cheektowaga
   - Sheraton Buffalo, Cheektowga
   - Steeplechase Park-Proposed, Coney Island
   - Hilton Inn, Corning
   - Resort/Conference Center-Proposed, Cornwall
   - Holiday Inn, Cortland
   - Roycroft Inn, East Aurora
   - Hotel-Proposed, East Elmhurst
   - Susse Chalet, East Greenbush
   - Nevele Hotel, Ellenville
   - Int'l Conf./Learning Center-Propose, Ellis Island
   - Days Inn, Elmsford
   - Howard Johnson, Elmsford
   - Neighborhood Suites Hotel-Proposed, Fishkill
   - Residence Inn, Fishkill
   - Metropole Hotel, Flushing
   - Midway Hotel, Flushing
   - Sheraton - Proposed, Flushing Center
   - Hotel-Proposed, Garden City
   - Wyndham Condominium, Garden City
   - Harrison Conference Center, Glen Clove
   - Great Neck Hotel, Great Neck
   - Comfort Inn, Greece
   - Holiday Inn-Proposed, Greece
   - Tamarack Lodge, Greenfield Park
   - Claudio's Restaurant, Greenport
   - Colonie Hill, Hauppauge
   - Holiday Inn, Hauppauge
   - Marriott Wind Watch Hotel & Golf, Hauppauge
   - Marriott Windwatch, Hauppauge
   - Ramada Inn, Hauppauge
   - Residence Inn, Hauppauge
   - Homewood Suites-Proposed, Henrietta
   - Howard Johnson, Huntington
   - Huntington Townhouse, Huntington
   - Hampton Inn, Islandia
   - Marriott Wind Watch, Islandia
   - Hotel-Proposed, Islip
   - Howard Johnson Hotel, Ithaca
   - Ramada Inn, Ithaca
   - Sheraton Inn, Ithaca
   - JFK Hilton, Jamaica
   - Howard Johnson, Kingston
   - Ramada Inn, Kingston
   - Omni Sagamore, Lake George
   - Ramada Inn, Lake George
   - Former Lake Placid Club Hotel, Lake Placid
   - Hilton Hotel, Lake Placid
   - Mirror Lake Inn, Lake Placid
   - Holiday Inn, Latham
   - Howard Johnson, Latham
   - Howard Johnson, Liberty
   - The New Brown's Resort, Loch Sheldrake
   - Convention Center - Proposed, Long Island
   - Eastern Nassau/W. Suffolk Hotel, Long Island
   - Hyatt Hotel-Proposed, Long Island
   - Motel-Proposed, Lynbrook
   - Crowne Plaza Hotel, Manhattan
   - Hotel Mark, Manhattan
   - Proposed Economy Hotel, Manhattan
   - Sugar Maples Resort, Maplecrest
   - Hotel-Proposed, Middletown
   - Howard Johnson, Middletown
   - Montauk Yacht Club and Inn, Montauk
   - Kutsher's Resort, Monticello
   - Motel-Proposed, Nanuet
   - Wallkill Valley Inn Project, New Paltz
   - Hotel-Proposed, New Rochelle
   - Le Richmond Hotel, New Rochelle
   - Ramada Plaza Inn and Offices, New Rochelle
   - Sheraton Inn, New Rochelle
   - Aberdeen Hotel, New York
   - American Youth Hostel, New York
   - Americana Hotel, New York
   - Ashley Hotel, New York
   - Astor House-Proposed, New York
   - Barbizon Plaza Hotel, New York
   - Barclay Hotel, New York
   - Battery Park City Hotel-Proposed, New York
   - Berkshire Place, New York
   - Best Western Woodward Hotel, New York
   - Biltmore Hotel, New York
   - Broadway Crowne Plaza, New York
   - Carlton House Hotel, New York
   - Century Paramount Hotel, New York
   - Chatwal Inn, New York
   - Chatwal Inn on 45th Street, New York
   - Chatwal Inn on Park Avenue, New York
   - Chinatown Hotel-Proposed, New York
   - Courtyard by Marriott-Proposed, New York
   - Custom's House, New York
   - Days Inn, New York
   - Days Inn-West 57th Street, New York
   - Doral Inn, New York
   - Dover Hotel, New York
   - Downtown Athletic Club, New York
   - Downtown Conference Center, New York
   - Drake Hotel, New York
   - Econo Lodge-Proposed, New York
   - El Rio Grande, New York
   - Embassy Suites-Times Square-Propose, New York
   - Empire Hotel, New York
   - Essex House, New York
   - Executive Hotel, New York
   - Giordano Hotel, New York
   - Gorham Hotel, New York
   - Grand Bay at Equitable Center, New York
   - Grand Hyatt Hotel, New York
   - Greenwich Street Hotel, New York
   - Halloran House, New York
   - Hampton House, New York
   - Harley Hotel, New York
   - Helmsley Hotel, New York
   - Hilton Hotel, New York
   - Hilton Hotel-Statler, New York
   - Holiday Inn, New York
   - Holiday Inn Crowne Plaza-Broadway, New York
   - Holiday Inn Crowne Plaza-Manhattan, New York
   - Holland Hotel, New York
   - Hotel Intercontinental, New York
   - Hotel Pierre, New York
   - Hotel-1926 Broadway-Proposed, New York
   - Hotel-East 57th Street-Proposed, New York
   - Hotel-Proposed, New York
   - Hotel-Tenth Avenue-Proposed, New York
   - Howard Hotel, New York
   - Howard Johnson, New York
   - Journey's Court Hotel-Proposed, New York
   - Journey's End, New York
   - Kalikow Hotel-Proposed, New York
   - Kennedy Inn, New York
   - Lancaster Hotel, New York
   - Le Meridien Liberty New York, New York
   - Lowell Hotel, New York
   - Luxury Hotel-Proposed, New York
   - Macklowe Hotel, New York
   - Madison Towers Hotel, New York
   - Manger Windsor Hotel, New York
   - Mark Hotel, New York
   - Marriott East Side, New York
   - Marriott Financial Center, New York
   - Marriott Hotel-Proposed, New York
   - Marriott Marquis, New York
   - Martinique Hotel, New York
   - Mayfair Regent, New York
   - Milford Plaza Hotel, New York
   - Millennium Hotel, New York
   - Navarro Hotel, New York
   - Nova Park-Gotham, New York
   - Novotel, New York
   - Omni Berkshire Place, New York
   - Omni Park Central, New York
   - Parc Fifty One Hotel, New York
   - Parker Meridien Hotel, New York
   - Peninsula Hotel, New York
   - Penta Hotel, New York
   - Piccadilly Hotel, New York
   - Plaza Hotel, New York
   - President Hotel, New York
   - Prince George Hotel, New York
   - Prince Street Hotel-Proposed, New York
   - Proposed Hotel and Apartments, New York
   - Proposed Luxury Hotel-Proposed, New York
   - Quality Inn, New York
   - Quality Suites, New York
   - Ramada Inn, New York
   - Regent Hotel-Proposed, New York
   - Regent of New York-Proposed, New York
   - Ritz-Carlton, New York
   - Roger Smith Winthrop Hotel, New York
   - Roosevelt Hotel, New York
   - Russian Tea Room, New York
   - Sheraton Hotel, New York
   - Sheraton Motor Inn, New York
   - Sheraton Park Avenue, New York
   - Soho Hotel-Proposed, New York
   - St. Moritz Hotel, New York
   - St. Regis, New York
   - Stanhope, New York
   - Sutton Place Hotel, New York
   - Taft Hotel, New York
   - Tenth Avenue Hotels-Proposed, New York
   - The Pierre Hotel, New York
   - The Plaza Athenee, New York
   - Times Square Hotel-Proposed, New York
   - Timeshare-Proposed, New York
   - Travel Inn, New York
   - Tudor Hotel, New York
   - UN Plaza Suite Hotel-Proposed, New York
   - Vista International, New York
   - Waldorf=Astoria Hotel, New York
   - Warwick Hotel, New York
   - Westbury Hotel, New York
   - Westin Plaza Hotel, New York
   - Woodward Hotel-Proposed, New York
   - York Club, New York
   - Howard Johnson Motel & Restaurant, Newburgh
   - Ramada Inn, Newburgh
   - Hilton Hotel, Niagara Falls
   - Howard Johnson, Norwich
   - Hotel-Proposed, Orangetown
   - Hudson Valley Conference Center, Ossining
   - Sheraton Inn, Ossining
   - Hotel-Proposed, Oswego
   - Best Western, Painted Post
   - Lodge on the Green, Painted Post
   - Residence Inn - Proposed, Parsippany
   - Senior Living - Proposed, Pearl River
   - Drum Hill Hotel, Peekskill
   - Holiday Inn, Plainview
   - Howard Johnson, Plainview
   - Pickwick Motor Inn, Plainview
   - Residence Inn, Plainview
   - Holiday Inn, Plattsburgh
   - Motel-Proposed, Port Jefferson
   - Comfort Inn-Proposed, Poughkeepsie
   - Courtyard by Marriott, Poughkeepsie
   - Radison Hotel, Poughkeepsie
   - Wyndham Hotel, Poughkeepsie
   - Best Western-LaGuardia Airport, Queens
   - Crown Motel, Queens
   - Crowne Plaza-LaGuardia Airport, Queens
   - Days Inn-LaGuardia Airport, Queens
   - Executive Inn, Queens
   - Hilton Inn-LaGuardia Airport, Queens
   - Hilton-JFK Airport, Queens
   - Holiday Inn-JFK Airport, Queens
   - Holiday Inn-LaGuardia Airport, Queens
   - Howard Johnson, Queens
   - Jade East Motel, Queens
   - JFK Plaza Hotel, Queens
   - Marriott Hotel-JFK Airport, Queens
   - Marriott-LaGuardia Airport, Queens
   - Metropole Hotel, Queens
   - Midway Hotel, Queens
   - Riviera Hotel, Queens
   - Royce Hotel-LaGuardia Airport, Queens
   - Sheraton-LaGuardia East-Proposed, Queens
   - Adria Hotel, Queens (Bayside)
   - Holiday Inn, Riverhead
   - Riverhead Motor Hotel, Riverhead
   - Americana Hotel, Rochester
   - Courtyard by Marriott-Wrighton, Rochester
   - Days Hotel (former Holiday Inn), Rochester
   - Hilton-Campus, Rochester
   - Holiday Inn, Rochester
   - Hotel-Proposed (former St. Bernard), Rochester
   - Hyatt Hotel, Rochester
   - Lodge at Woodcliff, Rochester
   - Omni Suites Hotel, Rochester
   - Residence Inn, Rochester
   - Sheraton Inn, Rochester
   - Stouffer Hotel, Rochester
   - Town House Inn, Rochester
   - Limited Service Hotel-Proposed, Rome
   - Hotel - Proposed, Roslyn
   - Roslyn Country Club, Roslyn
   - Courtyard by Marriott, Rye
   - Le Richemonde Hotel, Ryebrook
   - Baron's Cove Inn, Sag Harbor
   - Holiday Inn, Saratoga
   - Hotel-Proposed, Saratoga Springs
   - Howard Johnson, Saugerties
   - Holiday Inn, Schenectady
   - Ramada Inn, Schenectady
   - Dering Harbor Inn, Shelter Island
   - Crowne Plaza-Proposed, Smithtown
   - Howard Johnson, Smithtown
   - Sheraton, Smithtown
   - Raleigh Hotel, South Fallsburg
   - Hotel-Proposed, Southhold
   - Susse Chalet, Spring Valley
   - Executive Motor Inn, Springfield Gardens
   - Staten Island Hotel, Staten Island
   - Imperial Htl/Stevensville Golf Crs., Stevensville
   - Holiday Inn, Suffern
   - Motel on the Mountain, Suffern
   - Browns Hotel, Sullivan County
   - Imperial Hotel, Sullivan County
   - The New Brown's Resort, Sullivan County
   - Courtyard by Marriott, Syracuse
   - Embassy Suites, Syracuse
   - Hampton Inn, Syracuse
   - Hilton Inn, Syracuse
   - Holiday Inn-Downtown, Syracuse
   - Holiday Inn-Exit 35, Syracuse
   - Holiday Inn-Exit 36, Syracuse
   - Holiday Inn-Exit 39, Syracuse
   - Holiday Inn-I-90, Syracuse
   - Homewood Suites Hotel-Proposed, Syracuse
   - Hotel Syracuse, Syracuse
   - Hotel-Proposed, Syracuse
   - Marriott Hotel, Syracuse
   - Residence Inn-Proposed, Syracuse
   - Sheraton University Inn & Conf.Ctr., Syracuse
   - Treadway Inn, Syracuse
   - Courtyard by Marriott, Tarrytown
   - Tarrytown House Conference Center, Tarrytown
   - Westchester Marriott, Tarrytown
   - Embassy Suites - Proposed, Times Square, New York
   - Marriott Hotel, Uniondale
   - Sheraton Nassau Hotel, Uniondale
   - Howard Johnson Hotel, Utica
   - Howard Johnson, Vestal
   - Hotel-Proposed, Watertown
   - Convention Hotel-Proposed, Westbury
   - Dalts Restaurant, Westbury
   - Howard Johnson, Westbury
   - Marriott Hotel, Westchester
   - Inn-Proposed, Westhampton
   - Crowne Plaza, White Plains
   - Hotel-Proposed, White Plains
   - Howard Johnson, White Plains
   - Roger Smith Hotel, White Plains
   - Stouffer Westchester Hotel, White Plains
   - White Plains Hotel, White Plains
   - Anton Meadows, Yaphank
   - Quality Suites, Yorktown
   - Yorktown Motor Lodge, Yorktown Heights

  North Carolina
   - Days Inn - Central, Asheville
   - Holiday Inn - Airport, Asheville
   - Holiday Inn - Tunnel, Asheville
   - Inn on the Plaza, Asheville
   - Sheraton Inn, Asheville
   - Days Inn, Ashville
   - Masters Economy Inn - Rocky Mount, Battlebro
   - Days Inn, Blowing Rock
   - All-Suite Hotel-Proposed, Boone
   - Residence Inn-Proposed, Cary
   - Carolina Inn, Chapel Hill
   - Hilton-Proposed, Chapel Hill
   - Charlotte Registry Hotel-Per Diem, Charlotte
   - Compri Hotel-Proposed, Charlotte
   - Courtyard by Marriott, Charlotte
   - Days Inn, Charlotte
   - Days Inn-Uptown, Charlotte
   - Fairfield Inn, Charlotte
   - Howard Johnson, Charlotte
   - Howard Johnson Lodge, Charlotte
   - Knights Inn, Charlotte
   - Manger Motor Inn, Charlotte
   - Marriott City Center, Charlotte
   - Marriott Hotel-Independence Center, Charlotte
   - Masters Economy Inn - Charlotte No, Charlotte
   - Masters Economy Inn - Merchandise, Charlotte
   - Queen City Motel, Charlotte
   - Residence Inn, Charlotte
   - Residence Inn-North, Charlotte
   - Resistry Hotel, Charlotte
   - Royce Suite Hotel, Charlotte
   - Sheraton Inn, Charlotte
   - Conference Center, Clemmons
   - Sheraton Motel, Dunn
   - Best Western, Durham
   - Cricket Inn, Durham
   - Days Inn, Durham
   - Dutch Village Inn, Durham
   - Fairfield Inn, Durham
   - Holiday Inn-West, Durham
   - Motel 6, Durham
   - Sheraton-University Center, Durham
   - The Duke Inn, Durham
   - Days Inn, Fayetteville
   - Fairfield Inn, Fayetteville
   - Holiday Inn, Fayetteville
   - Hotel-Proposed, Fayetteville
   - Knights Inn, Fayetteville
   - Goldsboro Motel, Goldsboro
   - Courtyard by Marriott, Greensboro
   - Days Inn, Greensboro
   - Embassy Suites, Greensboro
   - Fairfield Inn, Greensboro
   - Hilton, Greensboro
   - Marriott Hotel, Greensboro
   - Residence Inn, Greensboro
   - Sheraton Greensboro, Greensboro
   - Hotel-Proposed, Greenville
   - Radisson Hotel, High Point
   - Days Inn, Lumberton
   - Maggie Valley Country Club, Maggie Valley
   - Courtyard by Marriott, Raleigh
   - Fairfield Inn, Raleigh
   - Hampton Inn, Raleigh
   - Hilton, Raleigh
   - Holiday Inn-Downtown, Raleigh
   - Marriott Hotel-RTP, Raleigh
   - Raleigh Radisson, Raleigh
   - Residence Inn, Raleigh
   - Holiday Inn - Airport, Research Triangle Park
   - Howard Johnson, Roanoke Rapids
   - Sheraton Inn, Rocky Mount
   - Days Inn, Rocky Mountain
   - Fairfield Inn, Rocky Mountain
   - Motel 6, Rocky Mountain
   - Days Inn, Rowland
   - Sheraton Motel, Selma
   - Masters Economy Inn, Smithfield
   - Holiday Inn, Southern Pines
   - Fairfield Inn, Wilmington
   - Hilton, Winston/Salem
   - Holiday Inn, Winston/Salem
   - Winston Plaza Hotel, Winston/Salem

  North Dakota
   - Holiday Inn, Bismark
   - Radisson Inn, Bismark
   - Super 8, Bismark
   - Ramada Hotel, Fargo
   - Ramada Inn-Proposed, Fargo
   - Super 8, Grand Forks
   - Super 8, Minot

  Ohio
   - Holiday Inn-Cascade, Akron
   - Ramada Inn, Akron
   - Residence Inn, Akron
   - Aurora Inn and Pine Lake Trout Club, Aurora
   - Sheraton Inn, Aurora
   - Woodlands Inn, Aurora
   - Courtyard by Marriott, Blue Ash
   - Embassy Suites, Blue Ash
   - Residence Inn-Proposed, Blue Ash
   - Best Western, Cambridge
   - Days Inn, Cambridge
   - Hilton Hotel, Canton
   - Super 8, Canton
   - Best Western Northeast, Cincinnati
   - Carousel Inn, Cincinnati
   - Cincinnati Hotel, Cincinnati
   - Clarion Hotel, Cincinnati
   - Days Inn, Cincinnati
   - Embassy Suites-Proposed, Cincinnati
   - Holiday Inn-Downtown, Cincinnati
   - Holiday Inn-Eastgate, Cincinnati
   - Holiday Inn-Northeast, Cincinnati
   - Holiday Inn-Riverfront, Cincinnati
   - Holiday Inn-South, Cincinnati
   - Hotel-Airport-Proposed, Cincinnati
   - Howard Johnson, Cincinnati
   - Hyatt, Cincinnati
   - Knights Inn, Cincinnati
   - KOA Campground, Cincinnati
   - Marriott Inn, Cincinnati
   - Netherland Hilton, Cincinnati
   - Omni Netherland Plaza, Cincinnati
   - Proposed Hotel, Cincinnati
   - Radisson Inn, Cincinnati
   - Ramada Inn, Cincinnati
   - Residence Inn, Cincinnati
   - Residence Inn-North, Cincinnati
   - Sheraton Inn-Proposed, Cincinnati
   - Treadway Inn, Cincinnati
   - Vernon Manor, Cincinnati
   - AmeriSuite Hotel-Proposed, Cleveland
   - Downtown Hotel-Proposed, Cleveland
   - Fairfield Inn-Brook Park, Cleveland
   - Fairfield Inn-West, Cleveland
   - Holiday Inn-Airport, Cleveland
   - Holiday Inn-Lakeside, Cleveland
   - Hyatt Hotel-Proposed, Cleveland
   - Marriott Hotel, Cleveland
   - Sheraton City Center, Cleveland
   - Sheraton Hopkins, Cleveland
   - AmeriSuite - Proposed, Columbus
   - Embassy Suites, Columbus
   - Fairfield Inn-North, Columbus
   - Fairfield Inn-West, Columbus
   - Hilton Inn, Columbus
   - Holiday Inn-Airport, Columbus
   - Holiday Inn-City Center, Columbus
   - Holiday Inn-Worthington, Columbus
   - Hotel-Proposed, Columbus
   - Howard Johnson Hotel, Columbus
   - Howard Johnson-East, Columbus
   - Howard Johnson-West, Columbus
   - Knights Inn-West, Columbus
   - Marriott Hotel, Columbus
   - Nationwide Hotel, Columbus
   - Residence Inn-North, Columbus
   - Sheraton Plaza Hotel, Columbus
   - Sheraton-North, Columbus
   - Union Plaza Hotel-Steeplechase, Columbus
   - University Inn, Columbus
   - Woodfin Hotel, Columbus
   - Courtyard by Marriott, Crosswoods
   - Courtyard by Marriott, Dayton
   - Daytonian Hilton, Dayton
   - Fairfield Inn, Dayton
   - Hope Hotel & Conference Center, Dayton
   - Knights Inn-North, Dayton
   - Marriott Hotel, Dayton
   - Motel 6, Dayton
   - Ramada Inn, Dayton
   - Residence Inn-North, Dayton
   - Residence Inn By Marriott, Dayton South
   - Courtyard by Marriott, Dublin
   - Woodfin Suites, Dublin
   - East Liverpool Motor Lodge, East Liverpool
   - Howard Johnson, Euclid
   - Ramada Inn, Fairlawn
   - Hampton Inn, Independence
   - Howard Johnson, Lima
   - Ramada Inn, Lima
   - Best Western, Mansfield
   - Holiday Inn, Marietta
   - Lafayette Hotel, Marietta
   - Holiday Inn, Middletown
   - Howard Johnson, Middletown
   - Regal 8 Inn, Middletown
   - Sheraton-Proposed, Milford
   - Super 8, Montrose
   - Ramada Inn, Sandusky
   - Days Inn, Sharonville
   - Holiday Inn-Cincinnati North, Sharonville
   - Super 8, St. Clairsville
   - Holiday Inn, Strongsville
   - Balhalla Hotel, Toledo
   - Courtyard by Marriott, Toledo
   - Fairfield Inn-Airport, Toledo
   - Hilton at the Medical College, Toledo
   - Hilton Hotel, Toledo
   - Holiday Inn, Toledo
   - Knights Inn-West, Toledo
   - Marriott Portside Hotel, Toledo
   - Radisson Hotel, Toledo
   - Sofitel, Toledo
   - Hampton Inn-Proposed, Wickliffe
   - Holiday Inn, Youngstown
   - Hotel-Proposed, Youngstown
   - Sheraton-Proposed, Youngstown

  Oklahoma
   - Fountainhead Resort, Mcintosh County
   - Residence at the Trails Inn, Norman
   - Suit Hotel, Norman
   - Courtyard by Marriott, Oklahoma City
   - Embassy Suites, Oklahoma City
   - Holiday Inn, Oklahoma City
   - Lexington Hotel Suites, Oklahoma City
   - Lincoln Plaza Hotel, Oklahoma City
   - Marriott Hotel, Oklahoma City
   - Meridien Plaza, Oklahoma City
   - Sheraton Hotel, Oklahoma City
   - Arrowhead Resort, Pittsburgh County
   - Camelot Hotel, Tulsa
   - Doubletree Hotel, Tulsa
   - Former Holiday Inn, Tulsa
   - Former Holiday Inn-Downtown, Tulsa
   - Holiday Inn, Tulsa
   - Holiday Inn-Convention Center, Tulsa
   - La Quinta Inn, Tulsa
   - Marriott Hotel, Tulsa
   - Mayo Hotel, Tulsa
   - Residence Inn, Tulsa
   - Westin Hotel, Tulsa

  Oregon
   - Inn At Face Rock, Bandon
   - Courtyard by Marriott, Beaverton
   - Red Lion Motel, Bend
   - Sunriver Lodge and Resort, Bend
   - Econolodge Motel, Eugene
   - Valley River Inn, Eugene
   - Residence Inn Portland-South, Lake Oswego
   - Big Creek Resort-US Highway 101, Lane County
   - Embassy Suites, Portland
   - Holiday Inn Crowne Plaza - Proposed, Portland
   - Holiday Inn-Airport, Portland
   - Holiday Inn-South, Portland
   - Proposed Sheraton Suites, Portland
   - Red Lion - Jantzen Beach, Portland
   - Red Lion Inn-Lloyd Center, Portland
   - Red Lion Inn-Portland Center, Portland
   - Residence Inn - Proposed, Portland
   - Vintage Plaza Hotel, Portland
   - Wells Building, Portland
   - Execulodge Motel, Salem
   - Oregon Capital Inn, Salem
   - Springfield Red Lion Inn, Springfield
   - Sunriver Resort, Sunriver

  Pennsylvania
   - Allentown Hilton Hotel, Allentown
   - Holiday Inn, Allentown
   - Proposed Microtel, Allentown
   - Quality Inn, Allentown
   - Bedford Springs Hotel, Bedford
   - Compri Hotel-Proposed, Bensalem
   - Days Inn-Proposed, Bensalem
   - Holiday Inn, Bensalem
   - Residence Inn By Marriott, Berwyn
   - Econolodge, Bristol
   - Days Inn, Brookville
   - Buck Hill Falls Inn, Buck Hill Falls
   - Howard Johnson, Butler
   - Holiday Inn, Chambersburg
   - Days Inn, Clarion
   - Embassy Suites, Coraopolis
   - Hydeholde Country House-Proposed, Coraopolis
   - Days Inn, Danville
   - Holiday Inn, Dubois
   - Lafayette Inn-Proposed, Easton
   - Howard Johnson Hotel, Erie
   - Ramada Inn, Erie
   - Holiday Inn, Essington
   - Quality Suites-Proposed, Essington
   - Super 8-Proposed, Essington
   - Howard Johnson, Gibsonia
   - Compri Hotel-Proposed, Harrisburg
   - Holiday Inn, Harrisburg
   - Marriott Hotel, Harrisburg
   - Penn Harris Inn, Harrisburg
   - Sheraton Inn, Harrisburg
   - Super 8-Proposed, Harrisburg
   - Holiday Inn, Hazleton
   - Super 8-Proposed, Hazleton
   - Plaza Valley Forge Hotel, King of Prussia
   - Radisson Hotel, King of Prussia
   - Sheraton Hotel, King of Prussia
   - Valley Forge Complex, King of Prussia
   - Valley Forge Hilton, King of Prussia
   - Motel-Proposed, Lake Ariel
   - Days Inn, Lancaster
   - Holiday Inn-Route 30E, Lancaster
   - Holiday Inn-Route 501, Lancaster
   - Sheraton Lancaster Golf Resort, Lancaster
   - Super 8-Proposed, Lancaster
   - Holiday Inn, Lionville
   - Hilton-Great Valley, Malvern
   - Summerfield Suite-Proposed, Malvern
   - Days Inn, Meadville
   - Hilton Inn, Monroeville
   - Holiday Inn-West, Monroeville
   - Economy Hotel, Montgomery Township
   - Holiday Inn, New Hope
   - Treadway Inn, Newport
   - Residence Inn-Proposed, Paoli
   - Conference Center-Proposed, Penn State
   - Barclay Hotel, Philadelphia
   - Bellevue, Philadelphia
   - Courtyard by Marriott-Devon, Philadelphia
   - Courtyard-Willow Grove, Philadelphia
   - Days Inn-Airport, Philadelphia
   - Econo Lodge-Franklin Towne, Philadelphia
   - Essex Hotel, Philadelphia
   - Franklin Motor Inn, Philadelphia
   - Franklin Plaza Hotel, Philadelphia
   - Guest Quarters Hotel, Philadelphia
   - Hampton Inn-Proposed, Philadelphia
   - Health Club-Proposed, Philadelphia
   - Hilton Inn, Philadelphia
   - Hilton Inn-Northeast, Philadelphia
   - Holiday Inn-City Center, Philadelphia
   - Holiday Inn-City Line, Philadelphia
   - Hub Motor Inn, Philadelphia
   - Hyatt-Proposed, Philadelphia
   - Marriott Hotel, Philadelphia
   - Marriott Hotel-Airport, Philadelphia
   - Omni Philadelphia, Philadelphia
   - Penn Center Inn, Philadelphia
   - Quality Inn-Center City, Philadelphia
   - Residence Inn-Proposed, Philadelphia
   - Rittenhouse Hotel, Philadelphia
   - Treadway Mohawk, Philadelphia
   - Treadway Roosevelt, Philadelphia
   - Residence Inn, Philadelphia/Berwyn
   - Clubhouse Inn, Pittsburgh
   - Courtyard by Marriott, Pittsburgh
   - Hampton Inn at Playhouse Square, Pittsburgh
   - Hilton Hotel, Pittsburgh
   - Holiday Inn-Greentree, Pittsburgh
   - Holiday Inn-North, Pittsburgh
   - Holiday Inn-Parkway-East, Pittsburgh
   - Holiday Inn-Parkway-West, Pittsburgh
   - Hotel-Proposed, Pittsburgh
   - Howard Johnson Hotel, Pittsburgh
   - Marriott Hotel, Pittsburgh
   - Marriott-Airport, Pittsburgh
   - Motel 6, Pittsburgh
   - Quality Inn, Pittsburgh
   - Royce Hotel-Airport, Pittsburgh
   - U.S.S. Hotel-Proposed, Pittsburgh
   - Westin William Penn, Pittsburgh
   - Courtyard By Marriott, Pittsburgh Airport
   - Holiday Inn, Reading
   - Sheraton Hotel, Reading
   - Hilton at Lackawanna Station, Scranton
   - Hilton Hotel, Scranton
   - Sheraton Inn, Stroudsburg
   - HoJo Inn, Tannersville
   - Hilton-Northeast, Trevose
   - Compri Hotel-Proposed, Valley Forge
   - Courtyard by Marriott, Valley Forge
   - Holiday Inn-Meadowlands, Washington
   - Holiday Inn, Wilkes-Barre
   - Days Inn-Proposed, Williamsport
   - Hotel-Proposed, Williamsport
   - Hampton Inn - Proposed, Willow Grove
   - Holiday Inn-Market Street, York
   - Holiday Inn-Route 30 and I-83, York
   - Ramada Inn, York
   - Super 8-Proposed, York

  Rhode Island
   - Cresthil-Proposed, Lincoln
   - Courtyard by Marriott, Newport
   - Vanderbilt Hotel-Convention Center, Newport
   - Quality Inn, North Kingston
   - Biltmore Plaza, Providence
   - Convention Center Hotel-Proposed, Providence
   - Holiday Inn Providence - Downtown, Providence
   - Hotel-Proposed, Providence
   - Marriott Hotel, Providence
   - Sheraton-Airport, Providence
   - Susse Chalet, Smithfield
   - Howard Johnson, Warwick
   - Residence Inn-Proposed, Warwick
   - Susse Chalet, Warwick

  South Carolina
   - Quality Inn Motel, Anderson
   - Super 8, Anderson
   - Budget Hotel - Proposed, Charleston
   - Charleston Center Hotel-Proposed, Charleston
   - Cooper River Inn, Charleston
   - Days Inn, Charleston
   - Francis Marion Hotel, Charleston
   - Hampton Inn-Proposed, Charleston
   - Hawthorne Suites Hotel, Charleston
   - Holiday Inn, Charleston
   - Holiday Inn-Airport, Charleston
   - Holiday Inn-Riverview, Charleston
   - Masters Economy Inn - Mt. Pleasant, Charleston
   - Masters Economy Inn - Rivers Ave, Charleston
   - Middleton Inn, Charleston
   - Omni Charleston, Charleston
   - Quality Inn, Charleston
   - Trusthouse Forte, Charleston
   - Courtyard by Marriott, Columbia
   - Courtyard by Marriott-Northeast, Columbia
   - Courtyard by Marriott-Northwest, Columbia
   - Embassy Suites, Columbia
   - Marriott Hotel, Columbia
   - Masters Economy Inn - I-26, Columbia
   - Masters Economy Inn - Knox Abbot, Columbia
   - Motel 6, Columbia
   - Residence Inn, Columbia
   - Coral Beach Hotel, Coral Beach
   - Days Inn, Dillon
   - Save Inn, Fairplay
   - Fairfield Inn, Florence
   - Holiday Inn, Florence
   - Days Inn, Gaffney
   - Courtyard by Marriott, Greenville
   - Fairfield Inn, Greenville
   - Greenville Hilton Hotel, Greenville
   - Ramada Inn, Greenville
   - Super 8, Greenwood
   - Days Inn, Hardeeville
   - Fairfield Inn, Hilton Head
   - Hilton Head Inn, Hilton Head
   - Holiday Inn, Hilton Head
   - Inter-Continental Hotel, Hilton Head
   - Islander Inn, Hilton Head
   - Quality Suites-Proposed, Hilton Head
   - Residence Inn-Proposed, Hilton Head
   - Sheraton Inn, Hilton Head
   - PGA East Resort-Proposed, Kiawah Island
   - Save Inn, Lake Hartwell
   - Days Inn, Mt. Pleasant
   - Coral Beach Hotel, Myrtle Beach
   - Radisson Hotel, Myrtle Beach
   - Best Western Inn, North Charleston
   - Budget Hotel-Proposed, North Charleston
   - Days Inn, North Charleston
   - Northwoods Atrium Inn, North Charleston
   - Days Inn, Santee
   - Holiday Inn-West, Spartanburg
   - Howard Johnson, Spartanburg
   - Residence Inn, Spartanburg

  South Dakota
   - Holiday Inn, Aberdeen
   - Holiday Inn, Rapid City
   - Holiday Inn, Sioux Falls
   - Super 8, Sioux Falls
   - Holiday Inn, Spearfish

  Tennessee
   - Ameri Suite Hotel-Proposed, Brentwood
   - Courtyard by Marriott, Brentwood
   - Holiday Inn, Bristol
   - Holiday Inn-Southeast, Chattanooga
   - Howard Johnson, Chattanooga
   - Marriott Hotel, Chattanooga
   - Motel 6, Chattanooga
   - Sheraton Inn, Chattanooga
   - Super 8, Chattanooga
   - Holiday Inn, Cove Lake
   - Masters Economy Inn, Dickson
   - Comfort Inn-Proposed, Elizabethton
   - Park Vista Hotel, Gatlinburg
   - Holiday Inn-I-40, Jackson
   - Holiday Inn, Johnson City
   - Super 8, Johnson City
   - Fairfield Inn, Johnson Park
   - Holiday Inn, Kingsport
   - Courtsouth Healthclub-North, Knoxville
   - Courtsouth Healthclub-South, Knoxville
   - Courtsouth Healthclub-West, Knoxville
   - Days Inn, Knoxville
   - Hilton Hotel, Knoxville
   - Howard Johnson-Westhills, Knoxville
   - Motel 6, Knoxville
   - Quality Inn, Knoxville
   - Ramada Inn-West, Knoxville
   - Rodeway Inn, Knoxville
   - Courtyard by Marriott, Memphis
   - Courtyard by Marriott-Airport, Memphis
   - Holiday Inn - Crowne Plaza, Memphis
   - Holiday Inn-East, Memphis
   - Holiday Inn-East Poplar, Memphis
   - Holiday Inn-I-40-Sycamore View, Memphis
   - Holiday Inn-Memphis Int'l Airport, Memphis
   - Hyatt Regency, Memphis
   - Lexington Hotel Suites, Memphis
   - Motel 6, Memphis
   - Omni Hotel, Memphis
   - Proposed Fairfield Inn, Memphis
   - Residence Inn, Memphis
   - La Quinta Inn, Memphis - Airport
   - Brown County Inn, Nashville
   - Capital Mall Conv. Center-Proposed, Nashville
   - Clarion Maxwell House, Nashville
   - Courtyard by Marriott-Airport, Nashville
   - Days Inn, Nashville
   - Doubletree Hotel, Nashville
   - Grosvenor, Nashville
   - Hampton Inn, Nashville
   - Holiday Inn Crowne Plaza, Nashville
   - Holiday Inn Express, Nashville
   - Holiday Inn-Briley Parkway, Nashville
   - Marriott Hotel, Nashville
   - Nashville Union Station, Nashville
   - Ramada Inn, Nashville
   - Sheraton Hotel, Nashville
   - Sheraton Music City, Nashville
   - Stouffer Hotel, Nashville
   - Super 8, Nashville
   - Union Station Hotel, Nashville
   - AmeriSuite, Oakridge
   - Holiday Inn, Oakridge
   - Super 8-Proposed, Union City

  Texas
   - Harvey Hotel, Addison
   - Days Inn, Amarillo
   - Motel 6, Amarillo
   - Radisson Hotel-Proposed, Amarillo
   - Super 8 Motel, Amarillo
   - La Quinta Inn, Amarillo - Airport
   - Courtyard by Marriott, Arlington
   - Hilton Hotel, Arlington
   - Holiday Inn, Arlington
   - Lexington Suites Hotel, Arlington
   - Compri Hotel-Proposed, Austin
   - Driskill Hotel, Austin
   - Embassy Suites-Austin Town Lake, Austin
   - Embassy Suites-North, Austin
   - Fairfield North, Austin
   - Four Seasons Hotel, Austin
   - Holiday Inn, Austin
   - Holiday Inn-Austin Town Lake, Austin
   - La Quinta Inn, Austin
   - Marriott Hotel, Austin
   - Proposed Fairfield Inn, Austin
   - Quality Inn, Austin
   - Residence South, Austin
   - La Quinta Inn, Austin - Ben White
   - Holiday Inn Airport, Austins Cities
   - Holiday Inn, Bay Town
   - Hilton Hotel, Beaumont
   - Holiday Inn, Beaumont
   - Courtyard by Marriott, Bedford
   - Holiday Inn, Brownsville
   - La Quinta Inn, Brownsville
   - Hilton Hotel, College Station
   - Ramada Inn, College Station
   - Holiday Inn, Conroe
   - Corpus Christi Hotel-Airport, Corpus Christi
   - Days Inn, Corpus Christi
   - Hilton - Proposed, Corpus Christi
   - Holiday Inn, Corpus Christi
   - Holiday Inn-Airport, Corpus Christi
   - La Quinta Inn, Corpus Christi - North
   - La Quinta Inn, Corpus Christi - South
   - Allstar Inn, Dallas
   - Ambassador Plaza Hotel, Dallas
   - Arlington Hilton, Dallas
   - Bradford Plaza Hotel, Dallas
   - Bristol Suites, Dallas
   - Convention Center Hotel-Proposed, Dallas
   - Courtyard by Marriott, Dallas
   - Courtyard by Marriott-Northeast, Dallas
   - Courtyard by Marriott-Plano, Dallas
   - Courtyard by Marriott-Stemmons, Dallas
   - Dallas Grand Hotel, Dallas
   - Doubletree Inn, Dallas
   - Embassy Suites, Dallas
   - Fairmont Hotel, Dallas
   - Harvey Hotel, Dallas
   - Hilltop, Dallas
   - Hilton Inn-LBJ, Dallas
   - Hilton-Arlington, Dallas
   - Holiday Inn - North, Dallas
   - Holiday Inn Crowne Plaza, Dallas
   - Holiday Inn-Brook Hollow, Dallas
   - Holiday Inn-South, Dallas
   - Houstonian Hotel, Dallas
   - Howard Johnson-East, Dallas
   - Lexington Hotel Suites, Dallas
   - Loews Anatole Hotel, Dallas
   - Marriott Hotel-Airport, Dallas
   - Marriott-Park Central, Dallas
   - Marriott-Quorum, Dallas
   - Melrose Hotel, Dallas
   - Motel 6, Dallas
   - Omni Melrose Hotel, Dallas
   - Park Plaza, Dallas
   - Propsed Hotel - DFW, Dallas
   - Ramada Inn Convention Center, Dallas
   - Ramada-Market Center, Dallas
   - Registry Hotel, Dallas
   - Residence Inn-Market Center, Dallas
   - Sheraton Grand, Dallas
   - Southland Center Hotel, Dallas
   - Statler Hilton Hotel, Dallas
   - Summit Hotel, Dallas
   - Westin Galleria Hotel, Dallas
   - La Quinta Inn, Dallas - DFW
   - La Quinta Inn, Dallas - North Park
   - La Quinta Inn, Dallas - Plano
   - La Quinta Inn, Dallas - Richardson
   - Allstar Inn, El Paso
   - Hilton Inn-Airport, El Paso
   - La Quinta Hotel-Airport, El Paso
   - Rodeway Inn, El Paso
   - Travelers Inn, El Paso
   - Westin Paso del Norte, El Paso
   - La Quinta Inn, El Paso - Lomaland
   - Allstar Inn, Euless
   - La Quinta Inn, Euless
   - Allstar Inn, Fort Worth
   - Courtyard by Marriott, Fort Worth
   - Days Inn Downtown, Fort Worth
   - Hilton Hotel, Fort Worth
   - Holiday Inn-North, Fort Worth
   - Holiday Inn-South, Fort Worth
   - Lexington Suites Hotel, Fort Worth
   - Metro Center Hotel, Fort Worth
   - Radisson Plaza Hotel, Fort Worth
   - Residence Inn, Fort Worth
   - La Quinta Inn, Fort Worth - East
   - Holiday Inn, Harlingen
   - La Quinta Inn, HI-LA Marque
   - Crowne Plaza-Houston Park, Houston
   - Days Inn, Houston
   - Days Inn-Hobby, Houston
   - Doubletree Hotel, Houston
   - Embassy Suites, Houston
   - Galleria Gardens, Houston
   - Harvest House Hotel, Houston
   - Harvey Hotel Medical Center, Houston
   - Hilton Inn-West, Houston
   - Holiday Inn I-10 East, Houston
   - Holiday Inn-Downtown, Houston
   - Holiday Inn-East, Houston
   - Holiday Inn-Greenway Plaza, Houston
   - Holiday Inn-Hobby, Houston
   - Holiday Inn-Medical Center, Houston
   - Holiday Inn-NASA, Houston
   - Holiday Inn-North, Houston
   - Holiday Inn-Northwest, Houston
   - Holiday Inn-Southwest, Houston
   - Host Hotel International, Houston
   - Hotel Meridien, Houston
   - Hotel-Proposed, Houston
   - Houston House, Houston
   - Houston Medical Center, Houston
   - Houston Park 10 Crowne Plaza, Houston
   - La Quinta Hotel-Astrodome, Houston
   - La Quinta Hotel-Baytown, Houston
   - La Quinta Hotel-CY Fair, Houston
   - La Quinta Hotel-Hobby, Houston
   - La Quinta Inn-Stafford, Houston
   - Lexington Hotel Suites, Houston
   - Marriott Astrodome, Houston
   - Marriott Hotel, Houston
   - Marriott Hotel-Medical Center, Houston
   - Marriott-Airport, Houston
   - Motel 6, Houston
   - Remington, Houston
   - Residence Inn, Houston
   - Rodeway Inn, Houston
   - Rodeway Inn-Hobby, Houston
   - Shamrock Hilton Hotel, Houston
   - Sheraton Hotel, Houston
   - Sheraton Houston House, Houston
   - Sheraton Houston Place Hotel, Houston
   - Sheraton Town and Country, Houston
   - Sofitel, Houston
   - Stouffer Greenway Plaza, Houston
   - Suite Hotel-Proposed, Houston
   - Whitehall, Houston
   - Whitehall Hotel Conversion to HI, Houston
   - La Quinta Inn, Houston  - Sharpstown
   - La Quinta Inn, Houston - East
   - La Quinta Inn, Houston - Loop 1960
   - La Quinta Inn, Houston - Northwest
   - La Quinta Inn, Houston- SW Freeway
   - Holiday Inn, Huntsville
   - Harvey Hotel DFW, Irvine
   - Allstar Inn, Irving
   - Hampton Inn, Irving
   - Hampton Inn-Proposed, Irving
   - Harvey Hotel-D/FW Airport, Irving
   - Holiday Inn-Texas Stadium, Irving
   - Marriott Hotel, Irving
   - Holiday Inn, Kingsville
   - Del Lago Hotel, Lake Conroe
   - Hilton Inn, Laredo
   - La Posada, Laredo
   - Courtyard by Marriott, Las Colinas
   - La Quinta Inn, Longview
   - Hilton Inn, Lubbock
   - Holiday Inn, Lubbock
   - Residence Inn, Lubbock
   - La Quinta Inn, Midland
   - Holiday Inn, New Braunfels
   - All Star Inn, North Richland Hills
   - La Quinta Inn, Odessa
   - Holiday Inn, Orange
   - Holiday Inn, Paris
   - Plano Harvey Hotel, Plano
   - La Quinta Inn, Round Rock
   - Sheraton Inn, San Angelo
   - Coachman Inn-Proposed, San Antonio
   - Courtyard by Marriott-Downtown, San Antonio
   - Courtyard by Marriott-Medical Ctr., San Antonio
   - Crockett Hotel, San Antonio
   - Days Inn, San Antonio
   - Fairfield - North, San Antonio
   - Gunter Hotel, San Antonio
   - Holiday Inn-Airport, San Antonio
   - Holiday Inn-Market Square, San Antonio
   - Holiday Inn-North, San Antonio
   - Holiday Inn-Northwest, San Antonio
   - Holiday Inn-Riverwalk, San Antonio
   - La Quinta Hotel-Ingram, San Antonio
   - La Quinta Hotel-Lackland, San Antonio
   - La Quinta Hotel-Toepperwein, San Antonio
   - Lexington Hotel Suites, San Antonio
   - Marriott Hotel-Proposed, San Antonio
   - Marriott Inn-North, San Antonio
   - Proposed Fairfield Inn, San Antonio
   - La Quinta Inn, San Antonio - Windsor
   - La Quinta Inn, San Antonio - Wurzbach
   - Holiday Inn, San Marcos
   - La Quinta Inn, SAT-Toepperwein
   - Sheraton Hotel, South Padre Island
   - La Quinta Inn, Tyler
   - Sheraton, Tyler
   - Sheraton Inn, Tyler
   - Traveler's Choice Inn, Tyler
   - Hilton Hotel, Waco
   - Gateway Inn, Wichita Falls
   - Hilton Hotel, Wichita Falls

  Utah
   - Mount Holly Ski Resort, Beaver
   - Hotel-Proposed, Brigham City
   - Motel-Proposed, Cedar City
   - Proposed Mayflower Hotel, Deer Valley
   - Stein Eriksen Lodge, Deer Valley
   - Deer Valley Resort, Park City
   - Omni Yarrow, Park City
   - Prospector Square Resort, Park City
   - Yarrow Resort, Park City
   - Seven Peaks Resort and Hotel, Provo
   - Comfort Inn, Salt Lake City
   - Doubletree, Salt Lake City
   - Hilton Hotel-Airport, Salt Lake City
   - Holiday Inn, Salt Lake City
   - Holiday Inn-Salt Palace, Salt Lake City
   - Hotel Utah, Salt Lake City
   - Hotel-Proposed, Salt Lake City
   - La Quinta Inn, Salt Lake City
   - Nendels Inn, Salt Lake City
   - New Grande Hotel, Salt Lake City
   - Red Lion Hotel, Salt Lake City
   - Sheraton Hotel, Salt Lake City
   - Super 8, Salt Lake City
   - University Park Hotel (Desktop Rev), Salt Lake City
   - Ramada Inn-Proposed, Sandy

  Vermont
   - Ramada Inn, Bennington
   - Bolton Valley Corporation, Bolton Valley
   - Quality Inn, Brattleboro
   - Radisson Hotel, Burlington
   - Smugglers Notch, Cambridge
   - Inn-Proposed, Essex
   - Cascade Lodge, Killington
   - Inn of the Six Mountains, Killington
   - Mountain Inn, Killington
   - Equinox Hotel, Manchester
   - Howard Johnson Inn, Rutland
   - Quality Inn, Stowe
   - Conference Center-Proposed, Stratton Mountain
   - Sugarbush Inn, Sugarbush
   - Susse Chalet, Williston

  Virginia
   - Comfort Inn, Abingdon
   - Best Western, Alexandria
   - Comfort Inn, Alexandria
   - Compri Hotel-Proposed, Alexandria
   - Embassy Suites, Alexandria
   - Howard Johnson, Alexandria
   - Marriott Suites, Alexandria
   - Ramada Inn, Alexandria
   - Best Western, Arlington
   - Gateway Marriott, Arlington
   - Hyatt Arlington Hotel, Arlington
   - Hyatt Regency, Arlington
   - Key Bridge Marriott, Arlington
   - Marriott Hotel, Arlington
   - Sheraton Crystal City Hotel, Arlington
   - Sheraton National Hotel, Arlington
   - Stouffer Concourse Hotel, Arlington
   - Mountain Lake Hotel, Blacksburg
   - Holiday Inn, Bristol
   - Howard Johnson, Bristol
   - Days Inn, Carmel Church
   - Westfields International, Chantilly
   - Boar's Head Inn, Charlottesville
   - Cavalier Inn, Charlottesville
   - Courtyard by Marriott, Charlottesville
   - Hilton-University, Charlottesville
   - Holiday Inn-North, Charlottesville
   - Omni Charlottesville, Charlottesville
   - Radisson-Proposed, Charlottesville
   - Super 8, Charlottesville
   - Days Inn, Chester
   - Howard Johnson, Chester
   - Days Inn, Colonial Heights
   - Holiday Inn, Covington
   - Embassy Suites, Crystal City
   - Holiday Inn Crowne Plaza, Crystal City
   - Hyatt Hotel, Crystal City
   - Marriott Crystal Gateway Hotel, Crystal City
   - Comfort Inn-Proposed, Dahlgren
   - Days Inn, Emporia
   - Courtyard by Marriott, Fairfax
   - Embassy Suites, Fairfax
   - Neighborhood Suites-Proposed, Fairfax
   - Hampton Inn-Proposed, Fairfax City
   - Westfields International, Fairfax County
   - Marriott Hotel, Fairview
   - Econo Lodge, Farmingville
   - Comfort Inn-Proposed, Farmville
   - Comfort Inn, Frederick County
   - Motel 6, Fredericksburg
   - Courtyard by Marriott, Hampton
   - Days Inn, Hampton
   - Fairfield Inn, Hampton
   - Courtyard by Marriott, Herndon
   - Embassy Suites Hotel, Herndon
   - Ramada Renaissance and Health Club, Herndon
   - Residence Inn-Proposed, Herndon
   - Worldgate Marriott Hotel, Herndon
   - Hotel-Proposed, Hopewell
   - Keswick Inn, Keswick
   - Holiday Inn, Lexington
   - Radisson Hotel, Lynchburg
   - Courtyard by Marriott, Manassas
   - Holiday Inn, Marion
   - Hilton, McLean
   - Days Inn, Norfolk
   - Marriott Waterside Hotel, Norfolk
   - Omni Hotel, Norfolk
   - Waterfront Hotel - Proposed, Norfolk
   - 135-Suite Hotel-Proposed, Portsmouth
   - Waterfront Suite Hotel-Proposed, Portsmouth
   - Comfort Inn, Princeton
   - Comfort Inn, Pulaski County
   - Embassy Suites Hotel, Reston
   - Hyatt Hotel, Reston
   - Best Western Kings Quarters, Richmond
   - Courtyard by Marriott, Richmond
   - Embassy Suites Hotel, Richmond
   - Hampton Inn, Richmond
   - Holiday Inn, Richmond
   - Howard Johnson Lodge, Richmond
   - Hyatt House Hotel, Richmond
   - La Quinta Hotel, Richmond
   - Marriott Hotel, Richmond
   - Omni Richmond, Richmond
   - Radisson Hotel, Richmond
   - Ramada Renaissance Hotel, Richmond
   - Residence Inn, Richmond
   - Days Inn, Richmond (Broad)
   - Days Inn, Richmond (Byrd)
   - Holiday Inn, Roanoke
   - Holiday Inn - Airport, Roanoke
   - Holiday Inn - Civic Center, Roanoke
   - Holiday Inn - South, Roanoke
   - Hotel Roanoke, Roanoke
   - Howard Johnson, Roanoke
   - Marriott - Roanoke Airport, Roanoke
   - Marriott Hotel, Roanoke
   - Holiday Inn, Salem
   - Super 8, South Hill
   - Days Inn, Springfield
   - Hilton, Springfield
   - Holiday Inn, Staunton
   - Stonewall Jackson Hotel, Staunton
   - Hampton Inn - Proposed, Tyson's Corner
   - Embassy Suites, Tysons Corner
   - Marriott Hotel, Tysons Corner
   - Residence Inn, Tysons Corner
   - Ritz Carlton-Proposed, Tysons Corner
   - Courtyard by Marriott, Virginia Beach
   - Courtyard by Marriott-Lynnhaven, Virginia Beach
   - Fairfield Inn, Virginia Beach
   - Hotel-Proposed, Virginia Beach
   - Pavilion Tower Hotel, Virginia Beach
   - Ramada Inn - Oceanside, Virginia Beach
   - International Conference Center, Westfields
   - Howard Johnson, Wheeling
   - Fort Magruder Inn, Williamsburg
   - Governor's Inn, Williamsburg
   - Holiday Inn-East, Williamsburg
   - Holiday Inn-West, Williamsburg
   - Royce Hotel, Williamsburg
   - Williamsburg Hilton, Williamsburg
   - Best Western-Proposed, Wytheville

  Washington
   - Bellevue Thunderbird Motor Inn, Bellevue
   - Embassy Suites, Bellevue
   - Hampton Inn, Bellevue
   - La Quinta, Bellevue
   - Residence Inn Seattle-East, Bellevue
   - Ramada Inn, Bothell
   - Rattling Spring Hotel, Harpers Ferry
   - Motel 6, Issaquah
   - AmeriSuite, Kent
   - Homecourt Suite Hotel, Kent
   - Embassy Suite, Lynnwood
   - Residence Inn-Seattle North, Lynnwood
   - Red Lion Inn at Pasco, Pasco
   - Redmond Motel, Redmond
   - Hampton Inn, Sea Tac
   - Holiday Inn Airport, Sea Tac
   - Thunderbird Inn, Sea Tac
   - Alexis Hotel, Seattle
   - Courtyard by Marriott-South Center, Seattle
   - Doubletree Inn at South Center, Seattle
   - Doubletree Plaza, Seattle
   - Hampton Inn-Airport, Seattle
   - Holiday Inn Crowne Plaza, Seattle
   - Holiday Inn-Sea Tac, Seattle
   - La Quinta, Seattle
   - Lake Union Residence Inn, Seattle
   - Marriott Hotel-Airport, Seattle
   - Marriott Sea-Tac Hotel, Seattle
   - Plaza Park Suites, Seattle
   - Ramada Inn-Airport, Seattle
   - Red Lion, Seattle
   - Stouffer Madison Hotel, Seattle
   - Travelodge-Proposed, Seattle
   - Westin Hotel, Seattle
   - Courtyard by Marriott, Spokane
   - Gateway Hotel, Spokane
   - Holiday Inn-West, Spokane
   - Red Lion Inn, Spokane
   - Super 8, Spokane
   - Hilton-Village Green, Tacoma
   - Hotel-Proposed, Tacoma
   - Park Shore Inn, Tacoma
   - Tacoma Sheraton Hotel, Tacoma
   - Embassy Suites Hotel, Tukwila
   - Hampton Inn, Tukwila
   - Residence Inn-Seattle South, Tukwila
   - Red Lion Quay, Vancouver
   - Residence Inn-Portland North, Vancouver
   - Super 8, Wenatchee
   - Thunderbird Motor Inn, Yakima

  West Virginia
   - Comfort Inn-Proposed, Charleston
   - Holiday Inn, Clarksburg
   - Holiday Inn, Fairmont
   - Hotel-Proposed, Harpers Ferry
   - Holiday Inn, Huntington
   - Comfort Inn-Proposed, Morgantown
   - Holiday Inn, Morgantown
   - Motel-Proposed, Morgantown
   - Comfort Inn, Princeton
   - Motel-Proposed, Princeton
   - Hotel-Proposed, Wheeling
   - Howard Johnson, Wheeling

  Wisconsin
   - Super 8, Ashland
   - Holiday Inn, Beloit
   - Embassy Suites Hotel-Proposed, Brookfield
   - Marriott-Milwaukee, Brookfield
   - Holiday Inn, Eau Claire
   - Residence Inn, Glendale
   - Granada Royale-Proposed, Green Bay
   - Holiday Inn-Downtown, Green Bay
   - Residence Inn-Proposed, Green Bay
   - Super 8, Janesville
   - Super 8, Kenosha
   - Playboy Resort, Lake Geneva
   - Concourse Hotel, Madison
   - Fairfield Inn, Madison
   - Hampton Inn - East, Madison
   - Hampton Inn - West, Madison
   - Compri Hotel-Proposed, Milwaukee
   - Embassy Suite, Milwaukee
   - Fairfield Inn, Milwaukee
   - Holiday Inn-Airport, Milwaukee
   - Holiday Inn-West, Milwaukee
   - Hotel and Conv. Ctr. East-Proposed, Milwaukee
   - Hyatt Regency, Milwaukee
   - Marc Plaza, Milwaukee
   - Marriott Inn, Milwaukee
   - Omni Suite Hotel-Proposed, Milwaukee
   - Super 8-Airport, Milwaukee
   - Olympia Village Resort, Oconomowoc
   - Scotsland Resort, Oconomowoc
   - Sheraton, Racine
   - Claridge Motor Inn, Rhinelander
   - Super 8, Waukesha
   - Holiday Inn, Wausau
   - Mead Inn, Wisconsin Rapids

  Wyoming
   - Days Inn, Casper
   - Flying L. Skytel, Cody
   - Super 8, Cody
   - Snow King Resort, Jackson
   - Super 8, Jackson
   - Wort Hotel, Jackson
   - Development-Proposed, Jackson Hole
   - Colter Bay Village, Moran
   - Jackson Lake Lodge, Moran
   - Jenny Lake Lodge, Moran
   - Best Western-Bel Air, Rawlins
   - Bridger Inn, Rawlins
   - La Quinta Inn, Rock Springs

  Western Europe

  Belgium
   - Oostkamp Hotel, Bruges
   - Proposed Residence Inn, Brussels
   - SAS Royal Hotel, Brussels

  Denmark
   - Proposed Hotel, Copenhagen

  France
   - The Miramar, Biarritz
   - Chateau D'arc en Barroi, Haute-Marne
   - Le Grand, Paris
   - Royal Monceau, Paris

  Germany
   - Cumberland House, Berlin
   - Munchen Penta Hotel, Munchen

  Holland
   - Carlton - Cannes & Amstel, Amsterdam
   - The Pulitzer Hotel, Amsterdam

  Spain
   - Le Meridien, Barcelona
   - Princess Sophia, Barcelona
   - Hotel Los Monteros, Marbella
   - Incosol Spa & Hotel, Marbella
   - Proposed Hyatt Resort, Marbella

  United Kingdom
   - Copthorne Hotel, Aberdeen
   - Copthorne Hotel, Birmingham
   - Hyatt Regency, Birmingham
   - Holiday Inn, Cambridge
   - Copthorne Hotel, Cardiff
   - Great Eastern Hotel, England
   - Copthorne Hotel, Glasgow
   - Hanbury Manor Hotel, Hertfordshire
   - 47 Park Street, London
   - Bailey's Hotel, London
   - Basil Street Hotel, London
   - Basil Street Hotel, Knightsbridge, London
   - Britannic Tower, London
   - Chelsea Hotel, London
   - Chesterfield Hotel, London
   - Chesterfield Hotel, Mayfair, London
   - Copthorne Hotels, London
   - Copthorne Tara Hotel, London
   - Dorchester Mayfair, London
   - Executive Hotel, London
   - Marriott Hotel, London
   - May Fair, London
   - Plaza Hotel, London
   - Proposed Hotel Conversion, London
   - Proposed Hotel-The City, London
   - Regent Hotel, London
   - Regent London Hotel, London
   - Sheraton Belgravia, London
   - Sheraton Park Tower, London
   - St. James Court Hotel, London
   - The Executive Hotel, London
   - Windsor Hotel, London
   - Copthorne Hotel, Manchester
   - Copthorne Hotel, Newcastle
   - Copthorne Hotel, Slough/Windsor
   - Swallow Hotel, Stockton
   - Copthorne Hotel-Effingham Park, Sussex
   - Copthorne Hotel-Gatwick, Sussex

  Middle East and North Africa

  Egypt
   - Sheraton Anni Cruise Ship,
   - Sheraton Aton Cruise Ship,
   - Sheraton Hotp Cruise Ship,
   - Sheraton Tut Cruise ship,
   - Aswan Oberol Hotel, Aswan
   - Cairo Sheraton Hotel, Cairo
   - Hotel - Proposed, Cairo
   - Lido Hotel, Cairo
   - Meridien Hotel, Cairo
   - Novotel Cairo Airport, Heliopolis, Cairo
   - Proposed Resort Complex, Hurghada
   - Luxor Sheraton Hotel, Luxor
   - Proposed Hotel, Luxor
   - Fayrouz Village Hotel, Sharm El Sheikh, Sinai
   - Coral Village Hotel, Nuweiba, Sinai
   - Hotel - Proposed, Dahab, Sinai
   - Hotel - Proposed, St. Catherine, Sinai

  Greece
   - Athens Hilton & Proposed Hotel, Athens
   - Caravel Hotel, Athens
   - Proposed Sargani Hotel & Bungalows, Halkidiki
   - Rhodes Hotel  -Proposed, Rhodes

  Israel
   - Proposed Inter-Continental Hotel, Tel Aviv

  Lebanon
   - Hotel Market Review, Beruit

  Morocco
   - El Minzah Hotel, Tangier

  Nigeria
   - Proposed Sheraton Hotel, Port Harcourt

  Saudi Arabia
   - Proposed Jeddah Corniche Project, Jeddah

  Tunisia
   - Proposed Hotel, Hammamet

  Turkey
   - Hotel Conrad, Istanbul

  Latin America and the Caribbean

  Bahamas
   - Eleuthera Joint Venture, Eleuthera
   - Cape Eleuthera Island Hotel, Eleuthera Island
   - Eleuthera Joint Venture, Eleuthra
   - The Montague, Nassau
   - Paradise Island Hotel, Paradise Island
   - Resorts Int'l Hotel and Casino, Paradise Island

  Belize
   - Journey's End Caribbean Club, Abergris Caye

  Bermuda
   - Sonesta Hotel, Bermuda

  Brazil
   - Quatro Rodas Hotel, Recife

  Colombia
   - Charleston Hotel - Proposed, Barranquilla
   - Bella Suiza Hotel, Bogota
   - Hotel & Convention Center -Proposed, Cali
   - Cartagena Hilton, Cartagena
   - El Faro de Cartagena Resort Propose, Cartagena
   - Proposed Indian Sea and Sun Resort, Cartagena
   - Hotel De Isleno, San Andres Isla
   - Santamar Hotel, Santa Marta

  Curacao
   - Ramada Renaissance Hotel and Casino,

  Honduras
   - Inn Of The Sun, Guanaja

  Jamaica
   - Holiday Inn-Rose Hall, Montego Bay
   - Americana Eden II, Ocho Rios

  Mexico
   - Posadas de Mexico Hotels,
   - Americana Condesa Del Mar, Acapulco
   - Americana El Presidente Hotel, Acapulco
   - Resort-Proposed, Cabo San Lucas
   - Palacio Del Margus, Chiconcuac
   - Omni Hotel, Ixtapa
   - Fiesta Inn-Proposed, Leon
   - Karmina Place, Manzanillo
   - Hotel - Proposed, Mexico City
   - La Jolla de Mismaloya, Puerta Vallarta

  Netherland Antilles
   - Divi Divi Beach Resort, Aruba
   - Divi Tamarijn Beach Resort, Aruba
   - Golden Anchor, Bonaire
   - Resort Hotel-Proposed, Bonaire
   - Ramada Renaissance Hotel and Casino, Curacao
   - Cupecoy Beach Club Hotel, St. Maarten
   - Dawn Beach Hotel, St. Maarten
   - Dawn Beach Resort, St. Maarten
   - Mullet Bay Resort, St. Maarten
   - Oyster Pond Hotel, St. Maarten

  Puerto Rico
   - Hyatt Dorado Beach Hotel, Dorado
   - Hyatt Regency Cerromar Hotel, Dorado
   - Hotel - Proposed, Fajardo
   - Hotel Puerto Rico, Fajardo
   - Westin Resort-Proposed, Palmer
   - Marriott Resort & Casino-Proposed, Puerto Rico
   - Carib Inn, San Juan
   - Dupont Plaza, San Juan
   - El San Juan Hotel and Casino, San Juan
   - Howard Johnson Hotel, San Juan
   - Marriott - Proposed, San Juan
   - Marriott Update - Proposed, San Juan
   - Sands Hotel and Casino, San Juan

  Virgin Islands
   - Caneel Bay, St. Croix
   - Carambola Beach Resort, St. Croix
   - Hotel - Proposed, St. Croix
   - St. Croix Development, St. Croix
   - Caneel Bay, St. John
   - Pineapple Beach Hotel, St. Thomas
   - Sugar Bay Plantation, St. Thomas
   - Virgin Grand Hotel, St. Thomas
   - Virgin Isle Hotel, St. Thomas
   - Little Dix Bay, Virgin Borda

  Eastern Europe

  Croatia
   - Two Hotels, Dubrovnik

  Czech Republic
   - Voronesh Hotel Complex, Brno
   - Proposed Four Seasons Hotel, Prague

  Hungary
   - Proposed Resort Hotel, Babolna
   - Duna Inter-Continental, Budapest

  Latvia
   - Daugava Hotel-Proposed, Riga
   - Proposed Hotel, Riga

  Poland
   - Holiday Inn, Krakow
   - Marriott Hotel - Proposed, Poznan
   - Proposed Hotel, Poznan
   - Radisson Hotel, Szczecin
   - Bristol Hotel, Warsaw
   - Holiday Inn, Warsaw
   - Orbis Joint Venture, Warsaw
   - Proposed Hotel, Warsaw
   - Sheraton Hotel - Proposed, Warsaw
   - Zakopane Resort Complex, Zakopane

  Russia
   - Kamiennyi Most Hotel & Business, Moscow
   - Savoy Hotel, Moscow

  Asia

  Korea
   - Ultrapolis 3000, Seoul

  Malaysia
   - UP 3000 Hotel-Proposed, Selangor

  Singapore
   - Resort Hotels - Proposed,
   - Ultrapolis 3000, Singapore

  West Indies
   - Proposed Blue Lagoon Resort, St. Martin

Hospitality Valuation Services                                 Mineola, New York
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     HVS
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International
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================================================================================
Hospitality Valuation Services

Industry Leader

Hospitality Valuation Services (HVS) was created in 1980 to satisfy the ever-increasing demand for reliable and well-documented hotel/motel valuations, market studies, and feasibility reports. As the nation's leading real estate appraisal organization devoted exclusively to lodging properties, HVS offers owners, investors, and lenders in-depth valuation and market research expertise.

Our professional staff, operating on a worldwide basis with offices in New York, San Francisco, Miami, Boulder, Vancouver, and London, has appraised more than 4,000 hotels and motels in every state and over 32 foreign countries. Each member of Hospitality Valuation Services is well versed in lodging operations. Most have college degrees in hotel administration as well as actual on-the-job hotel experience. Coupled with intense training in real estate appraisal theory and techniques, we are highly qualified to handle the unique characteristics of hostelry valuations.

Excellence Through Specialization

An important feature of our valuation and feasibility services is specialization. Daily exposure on a global basis to a wide variety of hotel transactions and operating statistics, along with actual buyers and sellers, provides the data to thoroughly document our reports.

HVS maintains the industry's largest database of hotel valuation information:

      o     Data on over 4,000 hotel transactions;

      o     Over 3,500 actual financial statements;

      o Thousands of management contracts, franchise agreements, mortgages, leases, and other similar documents;

      o     Personal contacts at every major hotel company;

      o Names and addresses of over 10,000 hotel owners, investors, lenders, and operators.

Hospitality Valuation Services                                 Mineola, New York
--------------------------------------------------------------------------------

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     HVS
-------------
International
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Innovative research in hotel valuation techniques is set forth in the textbooks we authored for the Appraisal Institute, entitled The Computerized Income Approach to Hotel/Motel Market Studies and Valuations and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations. These publications, along with more than 300 articles, are recognized as the authoritative standard for valuing lodging facilities and performing market feasibility studies. In addition, we have developed Hospitality Valuation Software, a computerized package that assists appraisers and consultants in evaluating market trends and preparing financial forecasts.

Full-Service Hotel Consulting

With a reputation established by providing highly detailed hotel valuations that are accepted and relied upon by virtually every major hotel owner, lender, and operator, HVS has branched out to offer a full range of consulting services.

      o HVS Consulting Services: Valuations, market feasibility studies, economic studies, management contract and franchise negotiations, development assistance, and expert testimony.

      o HVS Executive Search: Recruitment and placement of top-level hotel management personnel.

      o HVS Eco Services: Environmental audits and assistance in implementing programs including water and energy management, recycling, and green product selection. Provides ECOTEL certifications to environmentally sensitive hotels.

      o HVS Gaming Services: Specialized market, valuation, and consulting services for casinos and other types of gaming activities.

      o     HEI Hotels: Hotel ownership and management.

Long-Term Relationship

Hospitality Valuation Services is in business for the long-term. We are dedicated to providing our clients with the highest quality consulting services. Should you require assistance in any areas covered by our expertise, please contact any member of our team at (516) 248-8828.

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

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     HVS
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International
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                                 ----------------------------
                                 Economic Study and Appraisal
                                 ----------------------------
                                 Howard Johnson Plaza
                                 ----------------------------
                                 Saddle Brook, New Jersey
                                 ----------------------------

Prepared by:

Hospitality Valuation Services
A Division of Hotel Consulting Services, Inc.
372 Willis Avenue
Mineola, NY  11501
516-248-8828

Submitted to:

Mr. Shirish Godbole
Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY  10036

                        [Letterhead of HVS International]

                                                  December 2, 1996

Mr. Shirish Godbole, Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY  10036

                                                  Re:   Howard Johnson Plaza
                                                  Saddle Brook, New Jersey
                                                  Ref.  9610273

Dear Mr. Godbole:

Pursuant to your request, we herewith submit our economic study and appraisal pertaining to the above-captioned property. We have inspected the site and facilities, and have analyzed the hostelry market conditions in the Bergen County area. Our report was prepared in accordance with, and is subject to, the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) and the Uniform Standards of Professional Practice (USPAP), as provided by the Appraisal Institute.

Based on the available data, our analysis, and our experience in the hotel industry, it is our opinion that the market of the leasehold interest in the subject property described in this report, as of January 1, 1997, is:

                                   $3,500,000
                   THREE MILLION FIVE HUNDRED THOUSAND DOLLARS

We hereby certify that we have no undisclosed interest in the property, and our employment and compensation are not contingent upon our findings and valuation. The economic study and appraisal is made part hereof, and must remain attached in order for the value opinion set forth to be considered valid. This study is subject to the comments made throughout this report and to all assumptions and limiting conditions set forth herein.

                                 Very truly yours,
                                 HOSPITALITY VALUATION SERVICES
                                 A Division of Hotel Consulting Services, Inc.

                                 /s/ Rodney G. Clough

                                 Rodney G. Clough
                                 Consulting and Valuation Analyst


                                 /s/ Anne R. Lloyd-Jones

                                 Anne R. Lloyd-Jones, CRE
                                 Senior Vice President


                                 /s/ Stephen Rushmore

                                 Stephen Rushmore, CRE, MAI, CHA
                                 President

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                 Howard Johnson Plaza, Saddle Brook, New Jersey
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Table of Contents

         1.   Executive Summary ...........................................    1

         2.   Nature of the Assignment ....................................    3

         3.   Description of the Land, Improvements,
                 Zoning, Taxes and Neighborhood ...........................    7

         4.   Market Area Analysis ........................................   26

         5.   Overview of External Forces Affecting the U.S.
                 Lodging Industry .........................................   47

         6.   Lodging Market Supply and Demand Analysis ...................   63

         7.   Projection of Occupancy and Average Rate ....................   82

         8.   Highest and Best Use ........................................   97

         9.   Approaches to Value .........................................   99

         10.  Income Capitalization Approach ..............................  102

         11.  Sales Comparison Approach ...................................  139

         12.  Cost Approach ...............................................  148

         13.  Reconciliation of Value Indications .........................  155

         14.  Statement of Assumptions and Limiting Conditions ............  159

         15.  Certification ...............................................  163

              Addenda

                  Legal Description
                  Photographs of the Subject Property
                  Photographs of the Competitive Properties
                  Synopsis of Howard Johnson License Agreement
                  Synopsis of Ground Lease
                  Synopsis of Hotel Management Agreement
                  Synopsis of Restaurant Lease
                  Explanation of the Simultaneous Valuation Formula

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Table of Contents (continued)

              Qualifications

                  Rodney G. Glough
                  Anne Lloyd-Jones, CRE
                  Stephen Rushmore, CRE, MAI, CHA

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1.  Executive Summary

Property:                                 Howard Johnson Plaza
Location:                                 129 Pehle Avenue East
                                          Saddle Brook, New Jersey  07663
Date of Inspection:                       October 23, 1997
Interest Appraised:                       Leasehold
Date of Value:                            January 1, 1997

Land Description
----------------
Area:                                     3.9 acres, or 169,884 square feet
Zoning:                                   CH-1 - Limited Commercial - 1
Assessor's Parcel Number:                 1311-36

Improvements Description
------------------------
Age:                                      Constructed in 1969
Property Type:                            Full-service
Guestrooms:                               141
Number of Stories:                        Eight stories
Food and Beverage Facilities:             Leased Restaurant, Mr. G's Cafe and
                                          Restaurant
Meeting Space:                            Four rooms, +/-6,193 square feet
Parking:                                  179 spaces (around perimeter of
                                          building)

Summary of Value Parameters
---------------------------
Highest and Best Use (as if vacant):      Transient lodging facility
Highest and Best Use (as improved):       Transient lodging facility
Marketing Period:                         Six to nine months
Number of Years to Stabilize:             Three
Stabilized Year:                          1999

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Valuation Assumptions
---------------------
Mortgage Interest Rate:                   9.5%
Amortization Period:                      20 years
Debt Service Constant:                    0.111856
Loan-to-Value Ratio:                      70%
Stabilized Inflation Rate:                3.5%
Equity Yield Rate:                        22%
Terminal Capitalization Rate:             12%
Brokerage and Legal Fees:                 3.0%
Holding Period:                           10 years
Calculated Discount Rate:                 14.29%

Estimates of Value
------------------
Income Capitalization Approach:                 $3,375,000
Sales Comparison Approach
 (based on fee simple):                   $2,900,000 - $3,800,000
Cost Approach (Replacement Cost):               $9,600,000

Market Value Conclusion:                        $3,500,000
Market Value Conclusion per Room:               +/-$25,000

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2.    Nature of the Assignment

Subject of the Economic Study and Appraisal

The subject of the economic study and appraisal is the leasehold interest in a +/-169,884-square-foot (+/-3.9-acre) parcel improved with a 141-room, full-service lodging facility known as the Howard Johnson Plaza, which opened in 1969. In addition to guestrooms, the subject property contains 13 meeting rooms totaling +/-6,193 square feet of meeting space, a restaurant that is currently leased, an exercise room, an indoor pool, a whirlpool, and appropriate back-of-the-house facilities for a lodging facility of this type. The hotel is situated proximate to and east of the intersection of the Garden State Parkway and Interstate 80 in New Jersey. Direct access to the hotel lies east of this intersection, and is provided by Pehle Avenue. Municipal jurisdictions governing the property include the City of Saddle Brook, the County of Bergen, and the State of New Jersey. The hotel's civic address is 129 Pehle Avenue East, Saddle Brook, New Jersey, 07663.

Objective of the Economic Study and Appraisal

The objective of the economic study and appraisal is to evaluate the supply and demand factors affecting the market for transient accommodations in the Saddle Brook area for the purpose of estimating the market value of the leasehold interest in the subject property.

Market value is defined by the Office of the Comptroller of the Currency (OCC), 12 CFR, Part 34, as follows.

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.

Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby

1.    buyer and seller are typically motivated;

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2. both parties are well informed or well advised, and acting in what they consider their own best interests;

3.    a reasonable time is allowed for exposure in the open market;

4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

Use of the Appraisal

This appraisal is being prepared for use by Morgan Stanley Mortgage Capital, Inc. in connection with their proposed financing of a package of 17 hotels, including the subject property, which are owned by Ashford Financial Corporation or related entities. The information presented in this report should not be disseminated to the public or third parties without the express written consent of Hospitality Valuation Services.

Scope of the Appraisal

All information was collected and analyzed by the staff of Hospitality Valuation Services. Data such as historical operating statements, site plans, floor plans, and so forth were supplied by Ashford Financial Corporation and Remington Hotel Company. Unless noted otherwise, we have inspected the competitive lodging facilities and analyzed the sales summarized in this report, and our value conclusion is based on this investigation and analysis.

Property Rights Appraised

The property rights appraised are the leasehold ownership of the improvements, including the furniture, fixtures, and equipment. The leasehold interest is defined as, "the right to use and occupy real estate for a stated term and under certain conditions; conveyed by a lease."(2) An abstract of this ground lease is provided in the Addenda to this report. The subject property is appraised as a going concern (i.e., an open and operating facility).


(1)   Federal Register, Vol. 55, No. 165, August 24, 1990; p. 34696.

(2) The Dictionary of Real Estate Appraisal - Second Edition, American Institute of Real Estate Appraisers, Chicago, IL, 1989, p. 177.

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Method of Study

The methodology used to develop this economic study and appraisal is based on the market research and valuation techniques set forth in the textbooks authored by HVS International for the American Institute of Real Estate Appraisers and the Appraisal Institute, entitled, The Valuation of Hotels and Motels,(1) Hotels, Motels and Restaurants: Valuations and Market Studies,(2) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations,(3) and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations.(4)

The appraisal will consider the three standard approaches to value: income capitalization, sales comparison, and cost. Because lodging facilities are income-producing properties that are normally bought and sold on the basis of capitalization of their anticipated stabilized earning power, the greatest weight is given to the value indicated by the income capitalization approach. We find that most hotel investors employ a similar procedure in formulating their purchase decisions, and thus the income capitalization approach most closely reflects the rationale of typical buyers. When appropriate, the sales comparison and cost approaches are used to test the reasonableness of the results indicated by the income capitalization approach.

Ownership, Franchise, and Management History and Assumptions

A photocopy of the subject property's legal description, which was provided by Ashford Financial Corporation is presented in the Addenda to this report; the appraisers assume no responsibility regarding the accuracy of this legal description.

Current title is held by Saddle Brook New Jersey Hotel Limited Partnership - an entity controlled by Ashford Financial Corporation. The subject property was purchased from the Nippon Credit Bank in a transaction that


(1) The Valuation of Hotels and Motels, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1978.

(2) Hotels, Motels and Restaurants : Valuations and Market Studies, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1983.

(3) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1990.

(4) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992.

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included 14 additional Howard Johnson properties. The bank sold these properties to the limited partnership after the mortgagor had defaulted on the mortgage loan. The assignment of the ground lease for the subject property occurred on August 25, 1994.

The subject property is operated under a franchise agreement with Howard Johnson; this agreement expires August 24, 2009. The hotel is also subject to a management agreement with Remington Employers Corporation; an abstract of this contract is presented in the Addenda to this report.

Marketing Period

In light of the renewed interest in hotel investments and the increasing availability of debt and equity capital, we believe that it will take six to nine months to sell the subject property, assuming that it is placed on the market at the concluded value.

Effective Date of the Appraisal

The effective date of the appraisal is January 1, 1997. All projections are expressed in inflated dollars, and the value estimate represents 1997 dollars.

Date of Inspection

The subject property was inspected by Rodney G. Clough on October 23, 1997.

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3.    Description of the Land, Improvements, Zoning, Taxes, and Neighborhood

LAND

The suitability of the land for the operation of a lodging facility is an important consideration affecting the economic viability of a property and its overall value. Factors such as size, topography, access, visibility, and the availability of utilities have a direct impact on the desirability of a particular site.

Size and Topography

The subject site is located in northern New Jersey, north of Newark, in the Township of Saddle Brook. The center township is located at the intersection of Interstate 80 (I-80) and the Garden State Parkway; the township spans roughly two miles north of this intersection, and two miles south of this intersection. The subject site is situated proximate to and east of this intersection, and is bounded by the Garden State Parkway to the north, the northbound on-ramp for the parkway to the west, a parcel improved with several residences to the east, and Pehle Avenue to the south. Municipal jurisdictions governing the property include the Township of Saddle Brook, Bergen County, and the State of New Jersey.

According to the Saddle Book Tax Assessor's Office, the subject parcel measures approximately +/-169,884 square feet, or +/-3.9 acres. The site is an irregularly shaped rectangle, with +/-515 feet of frontage on Pehle Avenue, +/-362 feet of frontage adjacent to the on-ramp to the Garden State Parkway, +/-535 feet of frontage along the Garden State Parkway, and +/-259 feet of frontage along the eastern edge of the site. Primary vehicular access to the property is provided by Pehle Avenue. The topography of the parcel generally flat.

In conclusion, the size and topography of the subject parcel appear to be appropriate for hotel use. The site is fully developed, with no excess land available for expansion.

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Easements

The appraisers were not provided with any information concerning easements affecting the subject property. For the purposes of this appraisal, we have assumed that the property is not encumbered by any unusual or onerous easements which would affect its use or marketability.

Regional Access

It is important to analyze a lodging facility's ease of access with respect to regional and local transportation routes and demand generators. The subject site is readily accessible to a variety of local, county, state, and interstate highways.

Bergen County is extremely well served by a mixture of interstate, state, county and local roadways. These roadways include Interstates 80 and 95, the Garden State Parkway, U.S. Route 46 (U.S. 46), and State Route (S.R. 17). Of these, the most important insofar as the subject property is concerned are I-80 and the Garden State Parkway.

Interstate 80 is one of the nation's major east-west arteries, commencing at its intersection with I-95 in Ridgefield Park, New Jersey - immediately west of the George Washington Bridge, to the east of the subject property, traversing the entire width of Bergen Country, and finally terminating at its intersection with the beltway surrounding the San Francisco metropolitan area, in California. In the vicinity of the subject property, I-80 is a heavily traveled superhighway which is divided into separate express and local access lanes; this roadway permits both commercial and passenger vehicles to access points throughout northern New Jersey and Pennsylvania, as well as New York City.

Interstate Route 80 intersects with the Garden State Parkway just west of the subject property. The subject property enjoys frontage along the Garden State Parkway. The Garden State Parkway is a toll road that extends on a north-south axis, roughly paralleling the New Jersey coastline from I-87, the New York State Thruway, in New York State (to the north) to Cape May, at New Jersey's southern tip. The Garden State Parkway provides access along New Jersey's eastern shoreline, and intersects with other major highways, such as I-78, I-95, U.S. Highways 9 and 202, and the Atlantic City Expressway.

Running in a north-south direction is State Route 17. The subject property is located two miles northwest of the intersection of S.R. 17 with I-80. This four-lane, median-divided roadway commences in the south at its juncture with State Route 3, in Rutherford, New Jersey. This southern extension

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facilitates access to the Meadowlands Sports Complex, which is situated roughly seven miles southeast of the subject property. To the north, S.R. 17 basically parallels the Garden State Parkway, extending to New Jersey's northern border with New York to its juncture with the New York Thruway, near Suffern, New York.

Located approximately five miles to the southeast of the subject property is Interstate 95, which provides a major link between northern New Jersey and New York City. At its intersection with I-80, I-95 leads northbound motorists directly to the George Washington Bridge, from which Manhattan's West Side can be accessed. Interstate 95 then continues northward through the Bronx, intersecting I-87 (known as the Major Deegan Expressway) and I-295 (which channels traffic to access Long Island), and continues northward through the New York County of Westchester, and on into Connecticut and the New England States. To the south of its intersection with I-80, I-95 is known as the New Jersey Turnpike, and provides access throughout the State of New Jersey; this highway then continues southward, roughly paralleling the Eastern Seaboard, to its terminus in Miami, Florida.

U.S. Highway 46, which passes approximately one mile south of the subject property, is accessed via the Garden State Parkway, and is a major east-west link providing egress and ingress to the subject property's market area. U.S. Highway 46 commences at the George Washington Bridge, in the east, and extends to its termination at New Jersey's western border with Pennsylvania. This important route parallels I-80, and provides access to many local towns.

Given the subject property's location at the intersection of I-80 and the Garden State Parkway, regional access to the Howard Johnson Plaza is considered to be excellent.

Local Access and Visibility

Local access to the subject property's area is readily provided by the local Saddle Brook exits of the Garden State Parkway and I-80. Direct access is provided by Pehle Avenue. To reach Pehle Avenue, motorists traveling south on the Garden State Parkway utilize the Saddle Brook Exit (Exit 80); at the end of this exit, motorists utilize the traffic circle and continue south on Midland Street. Motorists then turn left at the next intersection, or east onto Pehle Avenue, and continue to the subject property which is located on the left. Motorists traveling north on the Garden State Parkway utilize

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the similar exit (the Saddle Brook Exit, 80), and turn right on to Pehle Avenue and continue to the subject property.

Motorists traveling west on Interstate 80 utilize the Saddle Brook/Garden State Parkway North Exit (Exit 62). While driving on the exit ramp, motorists utilize the local, Saddle Brook Exit instead of continuing on to the Garden State Parkway. This local access ramp ends at Pehle Avenue, and the subject property is accessed by turning right, or to the east. Motorists traveling east on I-80 utilize the similarly numbered exit (Exit 62) to reach the subject property. From the access ramp, guests turn left onto Pehle Avenue, and continue east to the subject property.

The site is visible to motorists traveling in either direction on the Garden State Parkway. However, the site is not visible to motorists traveling on Interstate 80.

Airport Access

Interstate 95 provides access to the subject property from Newark International Airport, located roughly 20 miles to the south of the I-95/I-80 intersection. Access is also possible from John F. Kennedy (JFK) and LaGuardia International Airports, although these facilities are further from the subject property, on Long Island, in the New York City Borough of Queens.

Utilities

The subject site is served by all necessary utilities, which are provided as follows.

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Table 3-1  Available Utilities
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      Utility                        Provider
      -------                        --------
      Water                          Saddle Brook Township
      Electricity and Gas            Public Service Electricity and Gas
      Local Telephone                Bell Atlantic
      Long Distance Telephone        MCI
      Sewer and Storm Drainage       Saddle Brook Township
      Garbage and Trash              Classic Sanitation
      Cable Television               World Cinema  (via on-site satellite)
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Soil and Subsoil Conditions

Geological and soil reports were not provided to the appraisers or made available for review during the preparation of this report. The appraisers are not qualified to evaluate soil conditions other than by a visual inspection of the surface.

Nuisances and Hazards

The appraisers have not been informed of any site-specific nuisances or hazards, and no signs of toxic ground contaminants were visible at the time of our inspection. Because the appraisers are not experts in this field, we do not warrant the absence of hazardous waste, and we urge the reader to obtain an independent analysis of these factors.

Legal Description

As noted earlier, a copy of the subject property's legal description, as provided by Ashford Financial Corporation, is presented in the Addenda to this report.

Land Conclusion

The subject parcel appears appropriate as the site of a lodging facility. We have analyzed the issues of size, topography, access, visibility, and the availability of utilities, and we note the following advantages and disadvantages.

Advantages

o The site size is large enough to allow for sufficient parking and other related hotel uses.

o The site enjoys a favorable location near the intersection of Interstate 80 and the Garden State Parkway, and is easily accessible from Newark International Airport.

o The site is visible to motorists traveling both directions on the Garden State Parkway.

o     The site is served by all necessary utilities.

Disadvantage

o     The site is not visible to motorists traveling on Interstate 80.

The advantages noted above are important locational characteristics. In conclusion, the site appears to be favorable for the location of a transient lodging facility.

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IMPROVEMENTS

The quality of a lodging facility's physical improvements has a direct influence on its marketability and attainable occupancy and average rate. The design and functionality of the structure can also affect operating efficiency and overall profitability. This section investigates the subject property's physical improvements and personal property in an effort to determine how they contribute to total value. The following description of the improvements is based on our inspection of the hotel and information provided by Ashford Financial Corporation.

The Howard Johnson Plaza is a full-service lodging facility containing 141 rentable units, 13 meeting rooms containing a total of +/-6,193 square feet of meeting space, a restaurant that is currently leased, an exercise room, an indoor pool, a whirlpool, and appropriate back-of-the-house facilities for a lodging facility of this type. The eight-story property opened in 1969, and is 27 years old, as of the date of this appraisal. The hotel was acquired by Saddle Brook New Jersey Hotel Limited Partnership - an entity controlled by Ashford Financial Corporation, on August 25, 1994. At the time of this acquisition, the hotel was in extremely poor condition. Subsequent to the acquisition, the subject property was extensively renovated, at an estimated cost of $833,000. In scope, this renovation included the exterior of the building, public areas, and the guestrooms. The hotel is now judged to be in good condition, and management representatives report that all building systems are in working order. The hotel is operated under a license agreement with Howard Johnson and reportedly meets the standards for lodging facilities of that brand.

Based on our inspection and information provided by Ashford Financial Corporation, the following table summarizes the facilities available at the subject property.

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Table 3-2  Facilities Summary
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Guestrooms
     King Beds                                            80  Units
     Double/Doubles                                       42
     Suites                                               19
                                                       -----
            Total                                        141  Units

Food and Beverage Outlet  (Leased)
     Mr. G's Cafe and Restaurant                         125  Restaurant Seating
                                                          35  Bar Seating

Meeting and Banquet Rooms
     Plaza Room                                        2,040  Square Feet
        Plaza I                                          680
        Plaza II                                         680
        Plaza III                                        680
     Boardroom                                            88
     New Jersey - New York                             1,400
        New York                                         560
        New Jersey                                       840
     Liberty Room                                        500
     Additional Break-out Rooms (6)                    2,165
                                                       -----
         Total                                         6,193  Square Feet

Recreational & Other Amenities
     Indoor Swimming Pool                                 46  Lounge Chairs
     Indoor Whirlpool
     Outdoor Putting Green
     Exercise Room
Parking Spaces                                           179  Outdoor Spaces
Elevators
     Guest                                                 2
     Service                                               1
Life Safety Systems
     Hard-wired smoke detectors in all guestrooms and
     public spaces Building sprinklered in all
     guestrooms and public spaces Pull stations and
     fire extinguishers throughout
Laundry
     Washers                                               3
     Dryers                                                2
Construction Details
     Wood construction
     Concrete foundation

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Property Exterior

The hotel structure is situated on the northern portion of the site. Paved parking areas accommodating 179 vehicles are located around the perimeter of the building, with the majority of the spaces situated northeast and southwest of the hotel structure. The pavement is in fair condition. The property's exterior appears to be in good condition, and was repainted subsequent to the hotel's purchase by its current owners. On-site signage has also been repaired, and appears to be in good condition.

According to management, guest complaints have reportedly been received regarding noise from the parkway, given the subject property's close proximity the Garden State Parkway. Although these complaints are considered to be disadvantageous for the subject property, they constitute an issue of physical obsolescence, and would be very difficult to address. However, according to management, this disadvantage does not negatively affect hotel occupancy or attainable average rate.

Vehicular access to the subject site is provided via Pehle Avenue, along the southern border of the site; along this border, there are entrances near the southeastern and southwestern corners of the site. The majority of the hotel's guests are arriving from the parkway or the interstate; thus, guests usually approach the hotel from the west. After entering the site, guests proceed to the hotel's main entrance, which is located along the northern side of the property. Service traffic can gain access to the loading dock, which is located along the eastern side of the building.

Construction and Design

The subject property design includes an eight-story tower, with three main one-story wings extending from this tower, containing the restaurant, the meeting space, and the pool. The restaurant extension is along the west side of the building, and enjoys a highly visible location to approaching guests. The pool extension is situated along the southern side of the building. The meeting space extension is on the second floor of the hotel, and extends along the northern side of the building. The first level under this second-floor extension remains clear, and consists of the hotel's porte cochere main entrance.

The building is of wood construction on concrete slab. Management reports no structural, electrical, or plumbing problems with the subject property. The guestrooms are double loaded off interior corridors. Rooms along the southern side of the tower are much larger than the those on the northern side; hence, these rooms feature larger bath areas (an extra sink area is provided) and larger bedroom areas. The guestrooms along the southern

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side of the building are more popular because of their larger size, as well as a lower level of traffic noise along this side of the building.

Lobby

As stated previously, the porte cochere is situated along the northern side of the building. The lobby is located directly south of this porte cochere. Guests reach the lobby through one set of double manual doors which first leads to a breezeway, and then a second set of double manual doors, which leads to the lobby. Guests then must traverse a set of five stairs to reach the lobby level. The lobby has two main areas - one to the north, with seating and windows which overlook the hotel's entrance (to the immediate left as the guest enters the building), and one to the south, which contains further seating and the front desk, which is situated in front of the arriving guest. In total, the lobby contains 22 seats, plants, various tables, and framed artwork, and is in excellent condition following its renovation in 1995. The subject property's property management system utilized at the front desk is Multisystems Incorporated.

Food and Beverage Outlets

West of the southern lobby section is the interior entrance to the hotel's leased restaurant, Mr. G's. Mr. G's Cafe and Restaurant is the subject property's multi-purpose restaurant, serving breakfast, lunch, and dinner seven days a week. This area has not been recently renovated, and appears dated. However, advantages of this space include a marble dancing area an overhead skylight. This restaurant also features exterior signage and an exterior entrance.

Because this leased operation provides banquet service for the hotel's meeting rooms, it is important to note that the restaurant is reportedly operating at a level which is below the standard set by the competition. This fact hinders the competitiveness of the subject property - particularly, for business in the meeting and group market, which requires banquets. For the purposes of this appraisal, we have assumed that the operation will continue as is, and we have considered the subject property's current food and beverage capacity in the formulation of its meeting and group segment competitive position.

Meeting and Banquet Space

The subject property features approximately 6,193 square feet of function space. The majority of function space is located on the second level of the property; this level contains the ballroom and the boardroom. The Liberty, New Jersey, and New York meeting rooms are located on the first level of

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the hotel, east of the lobby. The New Jersey and New York Rooms can be used as one meeting space; the wall dividing these two rooms is portable.

The meeting space remains in superior condition after the renovation of the hotel. The ballroom features new carpeting, wall covering, and lighting features. A dance floor is available for social functions, and all standard audio/visual equipment is available in the room. The ballroom is divisible into three sections, and appears to be highly functional and in superior condition. The ballroom offers a small break-out area, which also appears to be in excellent condition. This area also features a variety of attractive framed artwork, and plants are expected to be added to the break-out area in 1997.

The hotel's meeting space is not directly accessible from the back-of-the-house areas, nor does the hotel feature a banquet kitchen. Hence, the meeting space is not considered favorable for banquets; this lack is typically considered an issue of functional obsolescence, and hinders the hotel's competitive level in this market. However, because the space is in superior condition, the hotel is able to utilize the space regularly and without issue for groups not requiring extensive food and beverage service.

Guestrooms

The subject property features 141 guestrooms, 40 of which feature connecting doors. The hotel originally featured 147 guestrooms; however, 6 first floor guestrooms were converted to meeting space. The guestrooms feature furniture which is reportedly about 12 years old (except for the mattresses). In 1995, all rooms received a complete soft-goods renovation and new mattresses. The following is a list of the furniture featured in a standard king guestroom:

      o     King-sized bed with headboard

      o     Two nightstands with lamps

      o     Sofabed

      o     Desk with chair and hanging lamp

      o     Television set

      o     Refrigerator (8th floor only)

      o     Armoire with lamp

      o     Framed artwork

      o     Clothes hanging rack

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The guestrooms having two double beds feature similar furnishings, except that these rooms do not feature a sofa bed or a desk and chair, and have only one nightstand. The guestrooms with a queen bed also feature similar furniture, with the exception of a sofa bed.

Guest bathrooms are standard, except that the units on the southern side of the building (rooms with the king beds) feature an extra sink. The bathrooms are in fair condition; while the renovation addressed new floor tiles, each bathroom's vanity, sink, toilet, bathtub, and bath tile is reportedly from the original construction, and appear to be worn and dated. Upgrades for the bathrooms are planned by management in the near future.

Extra features in the subject property's guestrooms include balconies, clock radios, phones with dataports, luggage racks, and the rooms on the eighth floor of the property feature coffee machines, complimentary coffee, and refrigerators. While guestrooms do not offer an on-request movie system, standard television channels are supplemented by the Movie Channel and Showtime.

Renovations in 1997 may include new bathroom wallcovering (as well as other cosmetic bathroom improvements), 20 new television sets, 20 new cooling units, balcony resurfacing, and a new phone system; these renovations are subject to budget approval. Therefore, although the furniture is dated, the rooms appear to be in reasonably good condition.

Guestroom Corridors

Guestroom corridors are wide enough to permit the easy passage of housekeeping and room service carts. The corridors are finished with relatively new carpeting, which was replaced in the previous renovation, and similarly, new wall finishes. Corridor lighting is sufficient, and appears to be in good condition; the lighting style appears appropriate to the hallway's recently updated finishes. Vending and ice machines are provided on each guestroom floor of the hotel.

Management has created no-smoking rooms; approximately 50% of the hotel's guestrooms (70 units) are non-smoking. This type of amenity costs very little and requires no structural changes. We expect that the number of rooms allocated for this purpose will be increased or reduced, depending on demand and guest response.

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Recreational  Amenities

The subject property features the following recreational amenities: an indoor pool and whirlpool, an outdoor putting green, and an exercise facility. As discussed previously, the pool is housed in an enclosed, glass-on-metal-frame structure, in an extension that lies along the southern edge of the main hotel tower. Access to the pool area is provided from the first floor of the hotel by means of a hallway extending southward from the center of the main tower. From the hotel, guests must walk down several carpeted stairs to reach the pool area. The pool deck and the pool surface were recently refinished; the pool is in good condition, and the pool deck is in excellent condition. The pool deck features 46 lounge chairs, and the area is unsupervised. The lighting fixtures appear dated. The roof needs to be painted; this painting project is scheduled for completion in 1997. The pool area also features an open shower; the tiles in this shower appear dated, and may require upgrading.

The exercise room, located on the first level, features two Stairmasters, a Lifecycle, and a Universal weight station. The Stairmasters are new, and all of the equipment is reportedly in good working order. This room was created from two original guestrooms before their conversion to its present use. The putting green is in poor condition, and is not currently advertised to guests as an amenity of the hotel.

Back-of-the-House Space

The back-of-the-house space appears to be adequate for the operation of this property. A considerable portion of the basement of this property was once used for the operation of a beauty salon and spa. However, this operation has ceased, and current ownership has closed off this portion of the building to the public, although this area was used for storage during the renovation, and also features a maintenance shop. Therefore, storage capacity at the subject property is considerable, and, from a back-of-the-house standpoint, is a advantageous feature of the current building layout.

The leased kitchen appears to be in good working order. A new Bally walk-in refrigerator/freezer was installed as part of the 1995 renovation. The kitchen also features a dish machine and a receiving entrance.

The subject property features an in-house laundry facility, which is equipped with three washers and two dryers. Two of the washers are Speed Queen machines; one of these was recently purchased, while the other is quite old, and its age was not readily known. The exact ages of the dryers were also unavailable to us; the older machine is of Fowler

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manufacture, while the newer (reportedly five to ten years old) is of Speed Queen manufacture.

Heating, Ventilation, and Air Conditioning (HVAC)

The subject property's guestrooms are cooled by in-room, through-the-wall cooling units that are in working order. Public areas are cooled by individual roof-top cooling units; hence, the subject property does not require chillers. The subject property features five boilers, four of which are in working order, and are located in a storage room on the structure's roof. The four boilers reportedly handle the needed water heating capacity of the subject property. Two of these boilers were recently replaced. The boilers are of Smith Commercial manufacture.

Based on information provided by Ashford Financial Corporation, all of the subject property's operating systems are in sufficient working order to maintain the operation of the hotel.

Vertical Transportation

Vertical transportation is provided by three Armor elevators and two stairwells. Of the three elevators, two are guest elevators, while one is reserved for service use. The elevator cabs were renovated last year, and appear to be in good condition. A planned upgrade to the cabs includes the installation of telephones, and is scheduled for 1997. Stairways are well located at each end of the hotel tower.

Fire Protection

The subject property is reportedly fully compliant with all fire standards. The building is fully sprinklered in all guestrooms and public areas, and guestrooms feature hard-wired smoke alarms. Guestroom hallways and all public areas feature pull stations and fire extinguishers.

Security

The subject property employs a security guard, who is on site during the evening hours. Doors feature a Tessla electronic locking system, which also contributes to the security of the hotel. Because of the subject property's location proximate to the parkway, the property is at times a target of crime, given the relatively easy escape route. However, crime is not a significant issue at the subject property, according to management, and the on-staff guard is reportedly sufficient to deter enough crime so that this issue does not affect the competitive level of the subject property of the safety of the guests.

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Asbestos

According to information provided by management representatives, no asbestos is present in the subject property's improvements; however, we have not been provided with an asbestos report to confirm this assertion. The reader should be advised that any costs associated with asbestos removal or containment may have an unfavorable impact on the hotel's market value, and the estimate set forth in this appraisal reflects our value conclusions prior to the deduction of any such costs. We suggest that interested parties initiate an independent analysis regarding current asbestos levels and the capital expenditures necessary to remove any asbestos that is present.

ADA Conformance

Following the January 26, 1992 passage of the Americans with Disabilities Act
(ADA), hotels are subject to new physical standards. The appraisers are not experts on ADA compliance, and we render no opinion regarding the subject property's conformance to ADA standards. Capital expenditures that may be necessary to bring the property into accordance with the ADA will reduce our estimate of market value. Any on-going costs related to ADA regulations are expected to be funded by normal replacement reserves.

The subject property reportedly needs to address several issues regarding ADA non-conformance. We have assumed that the first year's reserve for replacement will be sufficient to address these areas of non-conformance.

Improvements Conclusion

Overall, the subject property's improvements appear to be appropriate for hotel use. The hotel's lobby, meeting space, guest bedroom areas, and guestroom corridors are in excellent condition, and have been maintained well since the 1995 renovation. The hotel's restaurant was unrenovated, and hence, may require upgrading; similarly, the hotel pool area and guestroom bathrooms may require further upgrading, as well. Issues of physical obsolescence include the noise emanating from the Garden State Parkway and its disadvantageous effect on the guestrooms along the northern side of the building, as well as several non-conforming ADA issues - all of which should be addressed within the short-term future.

For the purposes of this appraisal, we have assumed that the subject property will be maintained in its present condition throughout the assumed ten-year holding period. Specifically, it is assumed that hotel management will employ standard preventive maintenance measures, and that a reserve for replacement fund will be established which will fund the cost of any future necessary capital expenditures.

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ZONING

According to the Township of Saddle Brook zoning regulations and map, the subject property is zoned as follows.

                          CH-1 - Limited Commercial - 1

This zoning provision allows: hotels; business and professional offices; scientific, engineering, and research offices; banks and other financial institutions; and public buildings. Based on this information, the subject property appears to conform to local zoning regulations. We assume that all necessary permits and approvals have been secured (including an appropriate liquor license), and that the subject property was constructed in accordance with local zoning ordinances, building codes, and all other applicable regulations. Our zoning analysis should be verified before any physical changes are made to the hotel.

ASSESSED VALUE AND TAXES

Property - or ad valorem - tax is one of the primary revenue sources of municipalities. Based on the concept that the tax burden should be distributed in proportion to the value of all properties within a taxing jurisdiction, a system of assessments is established. Theoretically, the assessed value placed on each parcel bears a definite relationship to market value, so properties with equal market values will have similar assessments and properties with higher and lower values will have proportionately larger and smaller assessments. Depending on the taxing policy of the municipality, property taxes can be based on the value of the real property or the value of the personal property and the real property.

Because the objective of assessed value is to maintain a specific value relationship among all properties in a taxing jurisdiction, comparable hotel assessments should be evaluated to determine whether the subject property's assessed value is equitable.

The taxing jurisdiction governing the subject property assesses real property only. The 1996 assessed value ratio is reported to be approximately 94.29%. One other hotel property comparable to the subject property is located in this jurisdiction - the Holiday Inn. The total assessment of the 144-room Holiday Inn in 1996 was $12,582,600 (roundly $87,400 per room), with $1,272,000 allocated to the land, and $11,310,600 allocated to the improvements. The following table illustrates the historical assessed value of the subject property from 1991 through 1996.

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Table 3-3  Historical and Current Assessed Value of the Subject Property
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                    Total Assessment                  Assessment per Room *
              ------------------------------        ------------------------
Year            Land          Improvements           Land       Improvements
----------------------------------------------------------------------------
1991          $1,950,000         $12,632,200        $13,830         $89,590
1992           1,950,000          12,632,200         13,830          89,590
1993           1,950,000          10,444,900         13,830          74,077
1994           1,061,000           6,521,400          7,525          46,251
1995           1,950,000           5,478,000         13,830          38,851
1996           1,950,000           5,478,000         13,830          38,851

* Assumes 141 rooms each year

                   Source: Saddle Brook Tax Assessor's Office

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Based on the above information, the assessment of the subject property has declined in recent years, but appears to have stabilized in the most recent year. A comparison of the assessed value of the comparable hotel (the 144-room Holiday Inn) shows that the subject property is assessed at a much lower value per room of $52,681, when compared to the Holiday Inn's assessment of $87,400. According to the Saddle Brook Tax Assessor's Office, this discrepancy can be attributed to the size and scope of facilities and physical plant of the Holiday Inn.

For the purposes of our projections, we have assumed that the assessment of the subject property is appropriate at its current level. The tax rates and assessment ratios applicable to the subject property are presented in the following table.

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Table 3-4  Historical Tax Rates and Assessment Ratios Applicable to the Subject
           Property
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      Tax Rate Per $100   Percent    Percent   Assessment   Percent     Percent
Year  of Assessed Value  Change(1)  Change(2)     Ratio    Change(1)   Change(2)
--------------------------------------------------------------------------------
1991       $ 1.31           --         --        109.61%      --           --
1992         1.68          28.2%      28.2%       97.00     (11.5)%      (11.5)%
1993         1.82           8.3        4.1        98.88       1.9          1.0
1994         1.84           1.1        0.4        98.88       0.0          0.0
1995         1.94           5.4        1.3       100.06       1.2          0.3
1996         2.01           3.6        0.7        94.26      (5.8)        (1.2)

(1) Annual average compounded percentage change from the previous year
(2) Annual average compounded percentage change from 1991

                   Source: Saddle Brook Tax Assessor's Office

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The above table illustrates that the tax rate has increased in recent years, by 5.4% in 1995, and 3.6% in 1996. For the purposes of this appraisal, we have assumed that the tax rate will continue to rise in tandem with inflation (assumed to 3.5%). The above table also illustrates that the assessment ratio in this jurisdiction has fluctuated in recent years; however, this ratio is proximate to 100%. For the purposes of this appraisal, we have assumed that the assessment ratio will remain at 100%; any ratio set below this level is assumed to offset any tax rate change which is above the level of inflation. The tax rate of 2.01 for 1996 comprises various components; these components are summarized in the following table.

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Table 3-5  Property Tax Components
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                                       Tax Rate per $100
            Jurisdiction                 of Assessment
            --------------------------------------------
            Bergen County                    0.280
            School District                  1.079
            Local Municipal                  0.651
                                             -----
               Total                         2.010

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Applying the projected inflationary increases to the 1995 tax burden yields the following forecast of property taxes for the subject property.

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Table 3-6  Forecast of Property Tax Expense  (+000)
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                                           1997       1998       Stabilized
--------------------------------------------------------------------------------
Forecast of Property Taxes                 $155       $160          $166

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NEIGHBORHOOD

The neighborhood surrounding a lodging facility often has an impact on a hotel's status, image, class, style of operation, and sometimes its ability to attract and properly serve a particular market segment. This section investigates the subject property's neighborhood and evaluates any pertinent locational factors that could affect its occupancy, average rate, food and beverage revenues, and overall profitability.

As previously stated, the subject property is situated east of the intersection of I-80 and the Garden State Parkway. Given this superior accessibility, this intersection area is developed with various commercial and industrial uses. Directly south from the subject property is Park 80 East, an office building. Further south of this building, as well as east of the subject property, is a largely residential area, with a few various retail outlets fronting Pehle Avenue. Pehle Avenue continues eastward to its terminus at its intersection with Saddle River Road. Saddle River Road provides local, mainly residential access in a north-south direction. This road roughly follows the western bank of the Saddle River, from which this township takes its name.

Directly west of the subject property are several roads that provide access between the two interstate routes. Pehle Avenue intersects these roads, and is the main local access thoroughfare in the subject property's immediate area. Continuing westward on Pehle Avenue, just past these interstate access roads, are two major developments: the Saddle Brook Marriott (a secondary competitor of the subject property), and the Park 80 West office complex. These two developments occupy the sites which are adjacent to and directly east of the intersection of the Garden State Parkway and I-80.

Pehle Avenue continues eastward to its termination point at its intersection with Midland Avenue, a major local thoroughfare providing access in a north-south direction. Just south of its intersection with Pehle Avenue,

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Midland Avenue passes under I-80. The Holiday Inn Saddle Brook - a primary competitor of the subject property - is accessed immediately after this overpass, to the east of Midland Avenue. The Holiday Inn Saddle Brook therefore enjoys a visible location along the border of Interstate 80. Other improvements along Midland Avenue are mainly light industrial in nature.

Neighborhood Conclusion

The neighborhood surrounding the Howard Johnson Plaza appears to be favorable for the operation of a transient lodging facility.

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4.    Market Area Analysis

The economic vitality of the market surrounding the subject property is an important consideration in forecasting lodging demand and income potential. Economic and demographic trends that reflect the amount of visitation provide a basis from which to project hostelry demand. The purpose of the area analysis is to review available economic and demographic data to determine whether the local market will undergo economic growth, stability, or decline. In addition to predicting the direction of the economy, the rate of change must be quantified. These trends are then correlated based on their propensity to reflect variations in lodging demand with the objective of forecasting the growth or decline in visitation by individual market segment.

Market Area Definition

The Howard Johnson Plaza is situated in the Township of Saddle Brook, in the southern portion of Bergen County, New Jersey. The area's major economic influences are provided by the Bergen - Passaic Metropolitan Statistical Area
(MSA).

Traditionally, New Jersey has been economically driven by the industrial, manufacturing, and transportation industries which are fueled by the readily accessible deep-water ports, airports and major highways linking the area to its sources of raw materials. New Jersey's economy, marked by modest but steady growth for the past two years, is experiencing a recovery that economists and labor analysts expect to continue into next year. The fallout of mergers and acquisitions in the telecommunication, pharmaceutical and banking industries has been compensated by the creation of new jobs in financial and business services, health care, and technology-related businesses.

The subject property's extended neighborhood is highly developed with commercial, retail, industrial, transportation-related and residential uses.

                               [GRAPHIC OMITTED]

                                    AREA MAP

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New York - Northeastern New Jersey Region Economic Overview

The following summary is excerpted from Regional Economy - Review and Outlook for the New York - New Jersey Metropolitan Region -April, 1996, published by the Port Authority of New York and New Jersey.

The regional recovery has proved to be resilient despite the negative effects of higher interest rates, slower growth in the United States and leading international economies, and continued restructuring in key regional industries, such as banking, bio-medical and defense. Although growth slowed noticeably though most of 1995, the Northeastern NY-NJ region's gradual economic recovery continued for a third year. Total jobs rose 62,100 in 1995 - up 0.9%, following a 1.1% increase in 1994. However, trends in total jobs mask the sweeping changes underway in public and private sector employment throughout the region. During 1995, while government jobs declined by 2.0%, private employment rose 1.7% in the New York Suburbs, 1.6% in Northern New Jersey, and 1.2% in New York City. Importantly, the similar performance of the geographic sub-sectors of the region reinforces strong regional economic integration that has become well established since the onset of the 1989 to 1992 recession.

A slowing regional economy in 1995 occurred in conjunction with sluggish growth in the United States throughout this year and persistent weakness in key international markets, such as Japan and Mexico, which are significant partners for trade and investment in the region. Regional gains were also dampened by the cumulative effect of rising interest rates last year, which negatively affected profits and bonuses on Wall Street, as well as new construction activity. Regional consumers turned increasingly cautious through the year, leading to a disappointing performance in retail sales during the critical holiday season. With many signals pointing to slower growth throughout the nation, long-term interest rates began to ease significantly in the second half of 1995, setting the stage for a resurgence in growth later in 1996 and into 1997.

Despite lingering weakness in Japan and Mexico, the international sector has been an important foundation for continued regional growth, as witnessed by the record levels of international travel, tourism, and merchandise trade in 1995. Furthermore, regional wages began to pick up to a 5% growth rate from 2.5% at the close of 1994, according to the most recent data, and are expected to gain with the improved profitability of the securities sector.

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The outlook is decidedly mixed over the short term, as the significant restructuring of leading banking, telecommunications, bio-medical, and manufacturing corporations in the regional partially offsets expected jobs growth. In spite of the headlines generated by these losses, overall gains will continue in areas such as services, financial market activity, international trade, tourism, and the multimedia and entertainment sectors. Importantly, these sectors, which have been the source for many of the 250,000 private jobs generated in the region since the depths of the recession in late 1992, are well positioned to take advantage of the improved growth expected in the United States and in the leading international economies in the next few years.

In addition to the Regional Economy - Review and Outlook for the New York - New Jersey Metropolitan Region - April, 1996, published by the Port Authority of New York and New Jersey, additional information has been provided by the Bureau of Labor Statistics, New York Department of Labor, Smith Travel Research, The New Jersey Star Ledger, and Con Edison's Forecasting Newsletter (Third and Fourth Quarters) for this analysis.

REGIONAL EMPLOYMENT

Within the New York-New Jersey region, employment continued to rise, as regional jobs gained 62,100, (public and private jobs) or 0.9%, during 1995. This performance represented a small decrease from the 1.1% gain in 1994. On a month-to-month basis, modest increases in growth rates associated with mild winter conditions in January and February of 1995 were realized. Employment growth in the region was noticeably slower during the spring of 1995.

The following table illustrates the change in employment for the major sectors in the Northern New Jersey region, illustrating 1985 to 1995 data. The following information has been provided by the State of New Jersey Department of Labor.

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Table 4-1  Northern New Jersey Region Wage and Salary Employment by Major
           Industry  (+000)
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                         Percent                   Percent                     Percent            Percent   Wholesale &    Percent
     Year      Total     Change     Construction   Change     Manufacturing    Change     TCPU    Change    Retail Trade   Change
-----------------------------------------------------------------------------------------------------------------------------------
     1985     2,225.0      ---          82.9         ---           520.2         ---      172.2      ---       527.4         ---
     1986     7,880.8    254.2 %        89.9         8.4 %         501.9        (3.5)%    176.8      2.7 %     540.4         2.5 %
     1987     8,033.2      1.9          94.3         4.9           491.7        (2.0)     180.7      2.2       554.4         2.6
     1988     8,473.8      5.5          99.8         5.8           479.6        (2.5)     178.2     (1.4)      564.0         1.7
     1989     8,511.5      0.4          96.6        (3.2)          461.2        (3.8)     179.9      1.0       565.3         0.2
     1990     8,384.1     (1.5)         87.2        (9.7)          427.7        (7.3)     176.9     (1.7)      546.6        (3.3)
     1991     8,001.1     (4.6)         73.2       (16.1)          401.0        (6.2)     172.5     (2.5)      519.5        (5.0)
     1992     7,829.0     (2.2)         64.2       (12.3)          379.7        (5.3)     171.8     (0.4)      507.2        (2.4)
     1993     7,862.6      0.4          66.6         3.7           368.8        (2.9)     175.9      2.4       505.8        (0.3)
     1994     7,941.6      1.0          69.4         4.2           363.0        (1.6)     182.2      3.6       514.1         1.6
     1995     8,016.9      0.9          70.3         1.3           355.6        (2.0)     183.6      0.8       523.3         1.8

Annual Average Change:
    1985 to 1995          13.7  %                   (1.6)%          10.9 %      (3.7)%               0.6 %                  (0.1)%
    1990 to 1995          (0.9)                     (4.2)           21.3        (3.6)                0.7                    (0.9)
    1994 to 1995           0.9                       1.3            26.7        (2.0)                0.8                     1.8


                         Percent    Services    Percent                  Percent
     Year       FIRE     Change     & Misc.     Change     Government    Change
--------------------------------------------------------------------------------
     1985      136.9       ---        484.2       ---         301.2        ---
     1986      148.2       8.3 %      505.4       4.4 %       296.9       (1.4)%
     1987      158.9       7.2        525.2       3.9         298.5        0.5
     1988      165.1       3.9        544.5       3.7         302.0        1.2
     1989      171.5       3.9        572.3       5.1         307.2        1.7
     1990      166.8      (2.7)       580.4       1.4         309.9        0.9
     1991      159.0      (4.7)       566.7      (2.4)        306.8       (1.0)
     1992      158.8      (0.1)       574.3       1.3         307.7        0.3
     1993      161.4       1.6        592.4       3.2         309.0        0.4
     1994      162.9       0.9        609.9       3.0         310.1        0.4
     1995      162.1      (0.5)       637.0       4.4         311.5        0.5

Annual Average Change:
    1985 to 1995           1.7 %                  2.8 %                    0.3 %
    1990 to 1995          (0.6)                   1.9                      0.1
    1994 to 1995          (0.5)                   4.4                      0.5

                     Source: NYS & NJS Departments of Labor

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Since the regional economic recovery began inclusive of the greater New Jersey - New York region, the eight counties of Northern New Jersey (including the subject property's county) have paced well above the aggregate average; this particular trend has identified the area as a "break out" economy. Northern New Jersey added 31,800 jobs to its employment base, which equated to a 1.4% growth rate. The new jobs represented over one-half of the 1995 job growth in the NY-NJ region. However, even with that impressive accomplishment, the Northern New Jersey economy slowed with each successive quarter in 1995.

Private sector employment expanded faster than total employment. The Northern New Jersey private sector gained 30,200 jobs, for a growth rate of 1.6%. This performance represented almost one-third of the private sector jobs added regionwide. The gains spread across four sectors: services; wholesale and retail trade; transportation, communication, and public utilities (TCPU); and construction. The job losses were concentrated in the manufacturing and the finance, insurance and real estate (FIRE) sectors.

Growth continued to slow in the TCPU sector, as continued layoffs at phone companies and energy utilities offset gains in transportation employment. Manufacturing employment continued to decline, losing 7,400 jobs - or 2.0% - in 1995. The region's wholesale and retail trade sector continued to rebound strongly in 1995, gaining 9,200 jobs, or 1.8%. According to the Departments of Labor for New York and New Jersey, construction employment totals, which were severely affected by the recession, continued to rise, with a gain of 9,000 - or 1.3% - in 1995. The slight increase in public sector employment continued in 1995, with an increasing by 0.5%.

Employment in the Northeastern New Jersey Region

In addition to reviewing employment trends for the New York-New Jersey region as a whole, we have also reviewed data for the Northern New Jersey area. Employment data for this review is based on information provided by the Port Authority of New York and New Jersey and the New Jersey Star Ledger. These most recent available employment statistics were through July of 1996.

Job gains in the eight-county Northeastern New Jersey area, consisting of Bergen, Essex, Hudson, Middlesex, Morris, Passaic, Somerset, and Union Counties, drove the regional recovery. Following employment growth of 29,700, or 1.4%, in 1994, the increase in employment increased 2.0% in Northeastern New Jersey in the first half of 1995. By mid-year, 1996, New

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Jersey achieved a net gain of 18,600 jobs, and was on pace to match last year's gain of 36,600 jobs, statewide.

The Counties of Hudson and Bergen led the overall employment gains in Northeastern New Jersey. Services sector job growth was strong, at 3.5%, and construction job growth, which benefited from the mild winter conditions, was 6.8%.

Job growth for the first half of 1995 increased 2.0%, outperforming 1994. The rise in overall job growth is attributable to the wholesale and retail trade and the FIRE sectors, which had significant gains throughout 1994. Job reductions in the telecommunications and energy components of the TCPU sector detracted from the pace of total job growth. Manufacturing jobs fell 1.5%, with the largest losses occurring in the Counties of Bergen, Passaic, Middlesex, and Somerset.

Similar to 1994, some divergence in the rates of job growth took place among the several labor markets that make up the eight-county Northeastern New Jersey sector. Growth was strongest in the more recently developed areas of Somerset and Middlesex Counties, along the more rapidly growing highway corridors in the periphery of the region, and at the Hudson County waterfront.

Labor Force

According to figures provided by the New Jersey Star Ledger, unemployment rates in the State of New Jersey declined during the first six months of 1996, averaging 6.1%, compared to 6.7% for the first six months in 1995. The state has regained 200,000 jobs, or about 75% of the 262,000 jobs lost during the last recession.

According to information provided by the Port Authority of New York and New Jersey, unemployment rates also fell in the urbanized counties of Northern New Jersey. In Hudson County, the rate of unemployment fell to 9.4% in the first half of 1995, from 10.0% last year. Passaic County's unemployment rate stood at 8.9% - down from 10.1% at mid-1994. Essex County's rate was 7.9% in the first six months of 1995, compared to 8.9% in 1994.

Regional unemployment rates in the suburban areas were at or below the national average the first half of 1995. In the New York Suburbs, joblessness eased consistently throughout the first six months of the year, averaging 4.9%. The suburban counties of Northern New Jersey averaged 5.3% -

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also all at or below the nation's average rate of unemployment. Somerset County boasted the region's lowest jobless rate, at 4.0%.

Construction Contracts and Starts

The value of new construction contracts awarded during the year, reported by F.
W. Dodge, is an indicator of the planned construction activity and employment demand over time, as work is completed on these projects.

During the first six months of 1995, total planned spending on new construction awards in the New York-New Jersey region rose by 3.8%, compared to a 2.0% increase in 1994. In inflation-adjusted dollars, actual regional construction activities remained quite low, totaling $5.3 billion. This amount represented the lowest level of construction spending since the $4.8 billion recorded in 1977.

In the Northern New Jersey area, total construction spending decreased by 2.6% during the first half of 1995. Nationally, F. W. Dodge reported a 2.0% decrease in total construction spending, compared to 1994. In Northern New Jersey, a 1.0% increase in the first six months of 1995 was recorded in commercial/industrial construction spending over 1994 levels. Residential construction spending in Northeastern New Jersey also experienced considerable gains, increasing by 17.8% in the first half of 1995. Infrastructure construction spending in the region decreased by 6.0%, compared to a 12% increase in 1994. Gains were recorded in all parts of the region except infrastructure construction. Nationally, infrastructure spending increased by 1%, compared with 1994 levels.

Office Market

The New Jersey Star Ledger reports that gradual recovery in office market conditions continued in much of the Northern and Central New Jersey region during the first half of 1996, with overall vacancy rates falling to their lowest level since 1987. After three consecutive quarters of increased occupancy, the overall vacancy rate for the two regions stands at 17.9%, down two percentage points from a year ago. However, Class A vacancy hit its lowest point in a decade, at 13.4%, with several sub-markets reporting Class A vacancy below 10%. Approximately 81% of the 1.5 million square feet of office space absorbed throughout the entire region was in Class A space. Overall, space came off the market at a rate 14% higher than during the first six months of 1995.

Residential Market

Rising interest rates in 1994 meant higher mortgages rates which, in turn, depressed regional housing markets in the first six months of 1995. The

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largest drop in sales was registered in the fourth quarter of 1994, with the peak of 30-year mortgage rates at 9.1%, according to the National Association of Realtors. For the first six months of 1995, total sales in select residential locations of the region - including Northern New Jersey, Westchester and Nassau Counties in New York, and the western portion of Suffolk County - were still more than 10% lower than the comparable period a year ago. However, the rate of decline has been easing. Residential mortgage rates had moved downward to just over 7.5% by June, 1995.

International Activity

According to the New Jersey Star Ledger, international trade continued to become a more important part of New Jersey's economy in 1995, with exports of $18.3 billion, up $1.5 billion from 1994 and $3.9 billion from 1993. Exports grew to 7.1% of the state's gross domestic product, and increase of 0.9% from 1994. Total jobs related to international trade in New Jersey now number approximately 850,000, according to the Bureau of Labor Statistics.

According to the New York and New Jersey Port Authority, international investment activity in the region has quickened. Leading foreign economies with ties to the region have begun to recover. In addition, the low value of the dollar has made investment in U.S. assets a bargain. According to information from the Port Authority of New York and New Jersey, office leasing activity by foreign tenants totaled 1.2 million square feet in the first half of 1995, compared to 1.9 million square feet leased in all of 1994. Firms from Switzerland and the U.K. represented more than half of the leasing activity in 1995. German, Japanese, and Canadian firms have also signed leases for significant amounts of office space in the region.

International investors also purchased office buildings in the region. Purchases amounted to 1.3 million square feet of space, led by investors from Russia and Israel.

Office buildings are not the only real estate asset that foreign investors purchased. Investors from 17 nations own 42 hotels, which comprise 29% of the total transient rooms inventory. Investors from Japan, Hong Kong, and the U.K. made up more than half of this total investment.

Major Business and Industry

The relatively low land cost (when compared to Manhattan), quality of living, and favorable accessibility of the greater Newark area make the Newark and Northern New Jersey region a popular location for major corporations to establish operations and corporate headquarters. These

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types of offices, as well as other regional installations are the major source for lodging demand in the market of the subject property. This discussion includes a sample of some of these corporate headquarters in the general vicinity of the subject property.

Companies with corporate headquarters in New Jersey and north of Newark (in the Paramus and Woodcliff Lake area) include the Federal Paper Board, A & P, Toys R Us, TW Services, Hertz, Ingersoll-Rand, and Becton Dickinson. The Interstate 287 southern corridor, which includes the Cities of Parsippany through Basking Ridge, features many companies having a headquarters location there, including BASF, Armco, Warner-Lambert, Allied Signal, AT&T, and Schering-Plough. Companies with headquarters in the Wayne/Fairfield area, approximately halfway between the I-287 corridor to the southwest and the Paramus area to the northeast, include American Cynamid, GAF, Union Camp, Grand Union, Noritsu, and Ricoh. Finally, company headquarters south of Newark in the general area encompassing Edison to the south through Clark to the north include Merck, Hanson Industries, Engelhard, Johnson and Johnson, and Supermarkets General.

Economic and Demographic Data

We have evaluated various economic and demographic statistics to determine trends in lodging demand. Much of this evaluation has been discussed thus far in this section of the report. However, we have also included a discussion of the area's population, retail sales, and personal income below. The source of data used in this section of analysis is the Complete Economic and Demographic Data Source published by Woods & Poole Economics, Inc. - a well-regarded forecasting service based in Washington, DC. Using a data base containing more than 300 variables for each county in the nation, Woods & Poole employs a sophisticated regional model to forecast economic and demographic trends. Historical statistics are based on census data and information published by the Bureau of Economic Analysis. Projections are formulated by Woods & Poole. All dollar amounts have been adjusted for inflation, and thus, growth or decline represents real change in constant dollars.

Population

According to Woods & Poole Economics, Inc., the statewide population increased at an average annual compounded rate of 0.5% between 1980 and 1995; an identical growth rate was registered from 1990 to 1995. These figures fall below the national gains of 1.0% and 1.1% for these respective periods. While population remained stable for Bergen County and the Bergen-Passaic, NJ MSA on an annual compounded basis between 1980 and

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1995 (no growth was registered), population has increased on an annual compounded basis for these two areas by 0.4% between 1990 and 1995 for each classification.

Projections indicate that population increases from 1995 through the Year 2000 will closely mirror recent trends, and will fall below national gains. Bergen County and the MSA are projected to experience a decline in population with an average annual compounded decline of 0.1% during this period. Forecasts for the state are more positive than those for the MSA and County, and indicate an average annual compounded population increase of 0.4% between 1995 and 2000. The United States population is anticipated to expand by 0.9% annually through the end of the decade.

We find that the rate of population growth generally establishes a minimum rate of increase for commercial hotel demand; this observation also holds true for the meeting and convention segment if a majority of the meetings are business-oriented.

Retail Sales

Retail sales levels reflect both population trends and the propensity to spend money on retail goods. There is no direct correlation between retail sales and hotel demand; however, retail sales trends tend to gauge the economic health and vitality of the market. Retail sales growth should cause local businesses to prosper and make it more likely for new firms to enter the market.

Information from Woods & Poole Economics, Inc. reveals that between 1980 and 1995, retail sales in Bergen County rose at an inflation-adjusted average annual compounded rate of 1.4%; the Bergen-Passaic, NJ MSA registered a moderately higher growth rate of 1.5% during this period. Retail sales levels for the state slightly surpassed this mark, with an increase of 1.6% annually, and the national growth rate of 1.9% annually was one-half percentage point higher than that registered by the MSA.

For the short-term historical period of 1990 from 1995, retail sales growth maintained growth levels similar to the long-term period previously discussed except for the nation. Average annual compounded growth rates remained identical for the County and the MSA, and retail sales declined to a growth rate of 1.5% annually in New Jersey. The national retail sales expanded by 2.5% annually between 1990 and 1995.

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Countywide and the MSA retail sales are projected to slow to average annual compounded declines of 0.2% and 0.1%, respectively, between 1995 and 2000, which illustrates the expected stabilization of the regional economy. The state is expected to maintain a higher growth rate of 0.4% annually, which falls below the anticipated national gain of 0.9% per year.

Personal Income

According to the procedures outlined in the National Income and Product Accounts, personal income is calculated by totaling earned income (wages, salaries, other labor income, and proprietor's income), non-earned income, and residence adjustments and subtracting personal contributions to social insurance. Trends in personal income reflect the spending ability of local residents.

Woods & Poole Economics, Inc. reports that personal income rose at average annual compounded rates of 2.2% in Bergen County and 1.9% in the Bergen-Passaic, NJ MSA between 1980 and 1995. New Jersey maintained a comparably high increase of 2.4% annually, and the 2.3% average annual compounded increase in the United States was largely similar to those achieved in the subject property's market area.

Once again, the recession and related events caused slower personal income growth in all areas between 1990 and 1995. During this period, the average annual compounded growth rate was 0.3% in Bergen County and the Bergen-Passaic, NJ MSA, while the state achieved a growth rate of 1.0%, compounded annually. Between 1990 and 1995, the nation maintained personal income growth of 1.9% annually.

Personal income growth in Bergen County is projected at an average annual compounded rate of 1.7% between 1995 and 2000; this anticipated growth suggests a stabilized economic climate through the remainder of the decade. Projected increases of 1.6% for the MSA and 2.0% for the state illustrate the anticipated strength for the greater Newark metropolitan area. Personal income growth in the United States is anticipated to occur at a slightly higher average annual compounded rate of 2.3% from 1995 through the Year 2000.

Highway Traffic

The subject property occupies a prominent location adjacent to the Garden State Parkway, and is located just north of the Interstate 80. The volume of highway traffic passing through a market area is a relevant factor that has a

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direct impact on transient commercial and leisure demand and an indirect effect on meeting demand.

================================================================================
Table 4-2  Traffic Counts
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                 Garden State       Percent                          Percent
Year               Parkway(1)       Change       Interstate 80(2)    Change
--------------------------------------------------------------------------------
1992                114,000           --             122,700           --
1993                113,800          (0.2)%          127,200           3.7%
1994                123,400           8.4            109,500          (13.9)
1995                119,700          (3.0)           117,100           6.9

Avg. Annual Comp. Percent
   Change, 1992 - 1995                1.6 %                            (1.5)%

(1) At the Interstate 80 Toll Plaza
(2) Near Passaic, New Jersey (approximately 5 miles west of subject property)

       Source: Data Development, New Jersey Department of Transportation

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Traffic counts for the Garden State Parkway illustrate strong growth of 8.4% in 1994, and a moderate decline of 3.0% in 1995. Between 1992 and 1995, traffic increased at the average annual compounded rate of 1.6%. On Interstate 80, traffic trends were opposite to those of the parkway, with growth in 1993 and 1995, and a considerable decline in 1994. Traffic on I-80 declined at the average annually compounded rate of 1.5% between 1992 and 1995.

Airport Traffic

Airport passenger counts are important indicators of transient lodging demand. Depending on the type and location of a particular airfield, a sizable percentage of arriving passengers may have need for hotel and motel accommodations. Trends showing changes in passenger counts also reflect local business activity and the overall economic health of an area.

New York is one of the most important transportation centers in the United States, and the subject property's proximity to New York City positions it as a viable lodging alternative for visitors to New York City. There are three major commercial airports servicing the New York Metropolitan area including: John F. Kennedy (JFK) International Airport, LaGuardia Airport and Newark International Airport. Combined, these three airports serviced

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over 78 million passengers in 1995. Over the past five years, the region has exhibited positive growth in airport passenger traffic, reflecting an average annual increase of 3.7%.

New York City is a major destination for international business and tourism travel. International passenger traffic accounted for nearly 30% of total passenger volume into the city in 1995. International traffic has reflected strong growth over the last several years.

Development activities at both JFK and Newark Airports are expected to boost airport traffic at both facilities. These plans are targeted to make both airports more accessible to the public and/or expand existing facilities. The JFK Redevelopment Plan consists of expansion to the existing facilities at Kennedy Airport. A new terminal is being constructed at the site of the former Eastern Air Lines facility, in addition to an expansion of the existing terminals. Another major planned development is the construction of a people mover, which would allow for connection of the airport to mass transit systems such as the Long Island Railroad and New York City mass transit. Development plans at Newark International Airport include the construction of a monorail. The monorail is intended to provide easier transportation between points throughout the airport.

The following tables illustrate the historical passenger volume handled by the three New York area International Airports.

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Table 4-3  Growth at the Three New York Area Airports (Total Arrivals and
           Departures)
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                         Percent                Percent                 Percent
   Year        JFK       Change    LaGuardia    Change       Newark     Change
--------------------------------------------------------------------------------
   1968    19,573,628      ---     10,481,999      ---      6,716,584      ---
   1969    19,507,694     (0.3)%   11,736,383     12.0 %    7,130,537      6.2 %
   1970    19,096,705     (2.1)    11,845,141      0.9      6,460,489     (9.4)
   1971    19,310,714      1.1     12,796,002      8.0      6,105,054     (5.5)
   1972    20,725,700      7.3     14,234,735     11.2      6,752,395     10.6
   1973    31,389,159     51.5     14,027,360     (1.5)     6,835,203      1.2
   1974    20,216,436    (35.6)    13,703,028     (2.3)     6,451,857     (5.6)
   1975    19,475,761     (3.7)    13,185,753     (3.8)     6,265,797     (2.9)
   1976    21,032,973      8.0     14,088,797      6.8      6,752,726      7.8
   1977    22,545,497      7.2     15,087,530      7.1      7,303,604      8.2
   1978    24,860,753     10.3     17,094,972     13.3      8,469,465     16.0
   1979    26,976,675      8.5     18,391,035      7.6      9,296,942      9.8
   1980    26,796,066     (0.7)    17,467,962     (5.0)     9,223,260     (0.8)
   1981    25,752,719     (3.9)    18,146,191      3.9     10,181,865     10.4
   1982    26,452,508      2.7     18,516,891      2.0     11,731,062     15.2
   1983    27,904,474      5.5     18,813,397      1.6     17,411,253     48.4
   1984    29,934,779      7.3     20,302,511      7.9     23,654,163     35.9
   1985    28,945,000     (3.3)    20,542,000      1.2     28,577,000     20.8
   1986    27,224,000     (5.9)    22,189,000      8.0     29,433,000      3.0
   1987    30,192,000     10.9     24,226,000      9.2     23,475,000    (20.2)
   1988    31,166,000      3.2     24,159,000     (0.3)    22,496,000     (4.2)
   1989    30,323,000     (2.7)    23,158,000     (4.1)    20,928,000     (7.0)
   1990    29,794,000     (1.7)    22,795,000     (1.6)    22,255,000      6.3
   1991    26,229,068    (12.0)    19,654,344    (13.8)    22,276,396      0.1
   1992    27,767,073      5.9     19,656,145      0.0     24,285,164      9.0
   1993    26,796,843     (3.5)    19,804,566      0.8     25,809,413      6.3
   1994    28,809,322      7.5     20,730,467      4.7     28,020,482      8.6
   1995    30,829,781      7.0     20,599,394     (0.6)    26,626,231     (5.0)

Average Annual Compounded Growth
1968 - 1995                1.7 %                   2.5 %                   5.2 %
1980 - 1995                0.9                     1.1                     7.3
1990 - 1995                0.7                    (2.0)                    3.7

     Source: Port Authority of New York and New Jersey - Aviation Department

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Tourist Attractions

Although commercial activity is an important component of the area economy, the greater New York area is also a major tourism destination. The subject property will often benefit from tourism related directly to New York City; tour groups will often utilize greater-Newark area guestroom

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supply due to the cheaper room rates - when compared to New York City - that are available.

Leisure travel in the subject property's market area is also affected by events occurring at the Meadowlands Sports Complex. The complex was constructed in 1976 on a 750-acre site for approximately $450 million. The project was entirely financed by the sale of bonds issued by the New Jersey Sports and Exposition Authority, at no expense to the taxpayers. Surplus operating revenues from the complex are turned over to the State of New Jersey General Fund, to which the complex has contributed more than $60 million. The three major facilities of the complex are Giants Stadium, Brendan Byrne Arena, and Meadowlands Racetrack. The following table illustrates the total attendance within the Meadowlands Sports Complex. The significant increase in attendees at Giants Stadium in 1994 represents the World Cup Soccer tournament that was held there that year. Because this is not an annual event, the large average annual compounded growth in 1994 at Giants Stadium is not indicative of future trends.

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Table 4-4  Meadowlands Sports Complex Annual Attendance
--------------------------------------------------------------------------------

                                   Brendan      Meadowlands        Total
    Year      Giants Stadium     Byrne Arena     Racetrack       Attendance
--------------------------------------------------------------------------------
    1985         2,200,000         2,100,000     2,800,000        7,100,000
    1986         1,750,000         2,000,000     2,400,000        6,150,000
    1987         1,700,000         2,200,000     2,600,000        6,500,000
    1988         2,700,000         2,400,000     2,400,000        7,500,000
    1989         2,100,000         2,300,000     2,200,000        6,600,000
    1990         2,200,000         2,400,000     2,000,000        6,600,000
    1991         2,300,000         2,000,000     2,000,000        6,300,000
    1992         2,200,000         1,900,000     2,500,000        6,600,000
    1993         2,000,000         1,900,000     2,000,000        5,900,000
    1994         3,200,000         2,500,000     1,850,000        7,550,000
    1995         1,600,000         2,300,000     1,600,000        5,500,000

Average Annual Compounded Growth
--------------------------------
1985 - 1995                 -3.1 %           0.9 %          -5.4 %       -2.5 %
1990 - 1995                 -6.2            -0.8            -4.4         -3.6

                Source: New Jersey Sports & Exposition Authority

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Woods & Poole Data

The following table summarizes the economic and demographic trends discussed throughout this section. All figures that reflect dollar amounts have been adjusted for inflation, and thus, reflect real change. It should be noted that the percentage changes indicated in the following tables are based on unrounded figures, and thus, may not calculate exactly.

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Table 4-5  Economic and Demographic Data for the Subject Property's Market Area
--------------------------------------------------------------------------------

                                                                                                Avg. Annual
Data Type                                             Period       Data Point     Data Point    Comp. Change
------------------------------------------------------------------------------------------------------------
Long-Term Historical Population (+,000)
    Bergen County                                    1980-1995          846.1         841.3         (0.0)%
    Bergen-Passaic, NJ MSA                           1980-1995        1,294.6       1,303.2          0.0
    State of New Jersey                              1980-1995        7,377.0       7,938.8          0.5
    United States                                    1980-1995      227,225.6     262,791.0          1.0
Short-Term Historical Population (+,000)
    Bergen County                                    1990-1995          825.6         841.3          0.4
    Bergen-Passaic, NJ MSA                           1990-1995        1,279.0       1,303.2          0.4
    State of New Jersey                              1990-1995        7,740.1       7,938.8          0.5
    United States                                    1990-1995      249,401.4     262,791.0          1.1
Projected Population (+,000)
    Bergen County                                    1995-2000          841.3         835.3         (0.1)
    Bergen-Passaic, NJ MSA                           1995-2000        1,303.2       1,297.3         (0.1)
    State of New Jersey                              1995-2000        7,938.8       8,107.5          0.4
    United States                                    1995-2000      262,791.0     274,758.4          0.9
Long-Term Historical Retail Sales (+,000,000)
    Bergen County                                    1980-1995        6,498.9       7,971.3          1.4
    Bergen-Passaic, NJ MSA                           1980-1995        9,201.4      11,501.7          1.5
    State of New Jersey                              1980-1995       45,469.7      57,963.4          1.6
    United States                                    1980-1995    1,340,768.9   1,765,826.1          1.9
Short-Term Historical Retail Sales (+,000,000)
    Bergen County                                    1990-1995        7,445.8       7,971.3          1.4
    Bergen-Passaic, NJ MSA                           1990-1995       10,665.4      11,501.7          1.5
    State of New Jersey                              1990-1995       53,923.1      57,963.4          1.5
    United States                                    1990-1995    1,557,380.2   1,765,826.1          2.5
Projected Retail Sales (+,000,000)
    Bergen County                                    1995-2000        7,971.3       7,905.8         (0.2)
    Bergen-Passaic, NJ MSA                           1995-2000       11,501.7      11,433.7         (0.1)
    State of New Jersey                              1995-2000       57,963.4      59,157.0          0.4
    United States                                    1995-2000    1,765,826.1   1,846,830.4          0.9
Long-Term Historical Retail Sales Per Capita
    Bergen County                                    1980-1995        7,680.8       9,474.9          1.4
    Bergen-Passaic, NJ MSA                           1980-1995        7,107.5       8,825.7          1.5
    State of New Jersey                              1980-1995        6,163.7       7,301.3          1.1
    United States                                    1980-1995        5,900.6       6,719.5          0.9
Short-Term Historical Retail Sales Per Capita
    Bergen County                                    1990-1995        9,018.8       9,474.9          1.0
    Bergen-Passaic, NJ MSA                           1990-1995        8,338.8       8,825.7          1.1
    State of New Jersey                              1990-1995        6,966.8       7,301.3          0.9
    United States                                    1990-1995        6,244.5       6,719.5          1.5

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Table 4-5  Economic and Demographic Data for the Subject Property's Market Area
           (continued)
--------------------------------------------------------------------------------

                                                                                                Avg. Annual
Data Type                                             Period       Data Point     Data Point    Comp. Change
------------------------------------------------------------------------------------------------------------
Projected Personal Retail Sales Per Capita
    Bergen County                                    1995-2000        9,474.9       9,464.7         (0.0)%
    Bergen-Passaic, NJ MSA                           1995-2000        8,825.7       8,813.2         (0.0)
    State of New Jersey                              1995-2000        7,301.3       7,296.6         (0.0)
    United States                                    1995-2000        6,719.5       6,721.7          0.0
Long-Term Historical Eating
 and Drinking Place Sales (+,000,000)
    Bergen County                                    1980-1995          541.4         650.2          1.2
    Bergen-Passaic, NJ MSA                           1980-1995          773.6         889.0          0.9
    State of New Jersey                              1980-1995        3,991.7       5,226.8          1.8
    United States                                    1980-1995      126,131.6     185,035.4          2.6
Short-Term Historical Eating
 and Drinking Place Sales (+,000,000)
    Bergen County                                    1990-1995          609.1         650.2          1.3
    Bergen-Passaic, NJ MSA                           1990-1995          844.0         889.0          1.0
    State of New Jersey                              1990-1995        4,781.7       5,226.8          1.8
    United States                                    1990-1995      161,197.4     185,035.4          2.8
Projected Eating and Drinking
 Place Sales (+,000,000)
    Bergen County                                    1995-2000          650.2         661.1          0.3
    Bergen-Passaic, NJ MSA                           1995-2000          889.0         903.3          0.3
    State of New Jersey                              1995-2000        5,226.8       5,482.5          1.0
    United States                                    1995-2000      185,035.4     199,127.3          1.5
Long-Term Historical Eating
 and Drinking Place Sales Per Capita
    Bergen County                                    1980-1995          639.9         772.8          1.3
    Bergen-Passaic, NJ MSA                           1980-1995          597.6         682.2          0.9
    State of New Jersey                              1980-1995          541.1         658.4          1.3
    United States                                    1980-1995          555.1         704.1          1.6
Short-Term Historical Eating
 and Drinking Place Sales Per Capita
    Bergen County                                    1990-1995          737.8         772.8          0.9
    Bergen-Passaic, NJ MSA                           1990-1995          659.9         682.2          0.7
    State of New Jersey                              1990-1995          617.8         658.4          1.3
    United States                                    1990-1995          646.3         704.1          1.7
Projected Eating and Drinking
 Place Sales Per Capita
    Bergen County                                    1995-2000          772.8         791.4          0.5
    Bergen-Passaic, NJ MSA                           1995-2000          682.2         696.3          0.4
    State of New Jersey                              1995-2000          658.4         676.2          0.5
    United States                                    1995-2000          704.1         724.7          0.6
Long-Term Historical Personal Income (+,000,000)
    Bergen County                                    1980-1995       17,077.9      23,510.1          2.2
    Bergen-Passaic, NJ MSA                           1980-1995       23,811.7      31,794.3          1.9
    State of New Jersey                              1980-1995      120,336.5     171,425.6          2.4
    United States                                    1980-1995    3,163,874.0   4,443,243.2          2.3

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Table 4-5  Economic and Demographic Data for the Subject Property's Market Area
           (continued)
--------------------------------------------------------------------------------

                                                                                                Avg. Annual
Data Type                                             Period       Data Point     Data Point    Comp. Change
------------------------------------------------------------------------------------------------------------
Short-Term Historical Personal Income (+,000,000)
    Bergen County                                    1990-1995       23,187.9      23,510.1          0.3 %
    Bergen-Passaic, NJ MSA                           1990-1995       31,361.9      31,794.3          0.3
    State of New Jersey                              1990-1995      162,895.3     171,425.6          1.0
    United States                                    1990-1995    4,051,714.6   4,443,243.2          1.9
Projected Personal Income (+,000,000)
    Bergen County                                    1995-2000       23,510.1      25,571.6          1.7
    Bergen-Passaic, NJ MSA                           1995-2000       31,794.3      34,353.0          1.6
    State of New Jersey                              1995-2000      171,425.6     188,925.7          2.0
    United States                                    1995-2000    4,443,243.2   4,972,219.5          2.3
Long-Term Personal Income per Capita
    Bergen County                                    1980-1995       20,184.0      27,945.0          2.2
    Bergen-Passaic, NJ MSA                           1980-1995       18,393.0      24,397.0          1.9
    State of New Jersey                              1980-1995       16,312.0      21,593.0          1.9
    United States                                    1980-1995       13,924.0      16,908.0          1.3
Short-Term Historical Personal Income per Capita
    Bergen County                                    1990-1995       28,086.0      27,945.0         (0.1)
    Bergen-Passaic, NJ MSA                           1990-1995       24,520.0      24,397.0         (0.1)
    State of New Jersey                              1990-1995       21,046.0      21,593.0          0.5
    United States                                    1990-1995       16,246.0      16,908.0          0.8
Projected Personal Income per Capita
    Bergen County                                    1995-2000       27,945.0      30,614.0          1.8
    Bergen-Passaic, NJ MSA                           1995-2000       24,397.0      26,480.0          1.7
    State of New Jersey                              1995-2000       21,593.0      23,303.0          1.5
    United States                                    1995-2000       16,908.0      18,097.0          1.4
Long-Term Historical Employment
 - Bergen County (+,000)
    Farm                                             1980-1995            0.4           0.4         (0.6)
    Agriculture Services, Other                      1980-1995            2.6           3.3          1.5
    Mining                                           1980-1995            0.4           0.3         (2.7)
    Construction                                     1980-1995           18.2          20.5          0.8
    Manufacturing                                    1980-1995          113.6          73.3         (2.9)
    Trans., Comm. & Public Utils.                    1980-1995           23.2          25.4          0.6
    Total Trade                                      1980-1995          131.6         141.1          0.5
      Wholesale Trade                                1980-1995           52.8          60.6          0.9
      Retail Trade                                   1980-1995           78.8          80.5          0.1
    Finance, Insurance, & Real Estate                1980-1995           30.6          48.8          3.2
    Services                                         1980-1995          105.0         171.9          3.3
    Total Government                                 1980-1995           44.6          44.8          0.0
      Federal Civilian Govt.                         1980-1995            3.5           3.4         (0.2)
      Federal Military Govt.                         1980-1995            2.8           2.3         (1.4)
      State & Local Govt.                            1980-1995           38.3          39.2          0.2
    TOTAL                                            1980-1995          470.2         529.7          0.8

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Table 4-5  Economic and Demographic Data for the Subject Property's Market Area
           (continued)
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                                                                                                Avg. Annual
Data Type                                             Period       Data Point     Data Point    Comp. Change
------------------------------------------------------------------------------------------------------------
Short-Term Historical Employment
 - Bergen County (+,000)
    Farm                                             1990-1995            0.4           0.4         (0.1)%
    Agriculture Services, Other                      1990-1995            3.0           3.3          1.7
    Mining                                           1990-1995            0.3           0.3          0.7
    Construction                                     1990-1995           24.7          20.5         (3.6)
    Manufacturing                                    1990-1995           86.2          73.3         (3.2)
    Trans., Comm. & Public Utils.                    1990-1995           26.5          25.4         (0.8)
    Total Trade                                      1990-1995          147.8         141.1         (0.9)
      Wholesale Trade                                1990-1995           64.8          60.6         (1.3)
      Retail Trade                                   1990-1995           83.0          80.5         (0.6)
    Finance, Insurance, & Real Estate                1990-1995           53.7          48.8         (1.9)
    Services                                         1990-1995          160.0         171.9          1.4
    Total Government                                 1990-1995           45.4          44.8         (0.2)
      Federal Civilian Govt.                         1990-1995            3.9           3.4         (3.1)
      Federal Military Govt.                         1990-1995            2.5           2.3         (1.9)
      State & Local Govt.                            1990-1995           39.0          39.2          0.1
    TOTAL                                            1990-1995          547.9         529.7         (0.7)
Projected Employment - Bergen County (+,000)
    Farm                                             1995-2000            0.4           0.4         (0.7)
    Agriculture Services, Other                      1995-2000            3.3           3.1         (0.9)
    Mining                                           1995-2000            0.3           0.3          0.4
    Construction                                     1995-2000           20.5          20.7          0.3
    Manufacturing                                    1995-2000           73.3          69.5         (1.1)
    Trans., Comm. & Public Utils.                    1995-2000           25.4          26.1          0.5
    Total Trade                                      1995-2000          141.1         142.8          0.2
      Wholesale Trade                                1995-2000           60.6          63.3          0.9
      Retail Trade                                   1995-2000           80.5          79.4         (0.3)
    Finance, Insurance, & Real Estate                1995-2000           48.8          53.7          1.9
    Services                                         1995-2000          171.9         179.9          0.9
    Total Government                                 1995-2000           44.8          45.2          0.1
      Federal Civilian Govt.                         1995-2000            3.4           3.2         (0.8)
      Federal Military Govt.                         1995-2000            2.3           2.3          0.2
      State & Local Govt.                            1995-2000           39.2          39.6          0.2
    TOTAL                                            1995-2000          529.7         541.6          0.4

Source: Woods and Poole Economics, Inc.

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The Lodging Market Supply and Demand Analysis section of this economic study and appraisal will relate these historical and projected growth trends to specific market segments based on their propensity to reflect visitation. This analysis will provide a basis for forecasting changes in room night demand in the subject property's area.

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5.    Overview of External Forces Affecting the U.S. Lodging Industry

Introduction

Hotel ownership is ultimately the business of creating and enhancing value. To understand the investment potential of lodging facilities, investors must be thoroughly aware of the many forces that can cause changes in the value of their properties. Although some of these forces are internal (such as the layout and design of the facilities, the quality of management, and the condition of the property), others are external (such as the local economic environment and the competitive nature of the market). The risk associated with hotel investment lies largely with the external forces that are beyond the control of ownership and contribute to the variability of future income flows.

Investors and appraisers can project financial results by evaluating the historical impact of external forces on hotel values. Successful hotel investors seek opportunities where the risk of external forces can be minimized, thus reducing the uncertainty associated with income expectations.

When investors engage in due diligence prior to acquiring a lodging facility, they are primarily interested in trends affecting a limited geographic market area, such as a town, city, or county. A broader overview takes into account national and international travel patterns and trends. An understanding of the general characteristics of the United States hotel market is important because these trends often foreshadow economic and demographic changes in smaller areas.

This section of the appraisal will present an overview of the U.S. lodging industry by tracing many of the forces that influence hotel values. Historical economic and demographic data, and industry statistics will be analyzed to provide a basis for projections. Forecasts will be evaluated to determine their reasonableness. The conclusions represent another set of criteria that hotel investors consider in making their acquisition decisions.

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The Supply and Demand Relationship

Most business ventures are influenced by the relationship between supply and demand. In the hotel industry, supply refers to the number of units. A unit consists of one or more rooms and represents the smallest accommodation that can be rented to a guest. Each unit must have a full bath and its own entrance to a public hallway or the building exterior. Demand refers to a room night, which is one unit that is occupied for one night. The supply and demand relationship has a significant influence on a hotel's occupancy and/or average room rate.

Occupancy is calculated by dividing the number of rooms that are occupied for a specific period by the total number of rooms that are available during the same period. Average room rate is determined by dividing the total rooms revenue achieved during a specific period by the number of rooms occupied during that period; it also represents the weighted average of all the room rates charged during that period. In a market where demand is increasing faster than supply, occupancies rise and average rate growth generally exceeds inflation. When supply is increasing faster than demand, occupancies fall and average rates typically remain level or decline. Hotels generate revenue based on occupancy and average rate, and thus the supply and demand relationship is an important factor in analyzing profits and value.

Hotel occupancy levels have shown definite cycles that reflect the balance between supply and demand. The early 1970s marked the beginning of a hotel building boom reminiscent of the 1920s. Many factors contributed to this expansion, but the two main elements were readily available financing and aggressive chains that were eager to sell franchises. The new construction during the 1970s was made possible by the enormous amount of financing generated by all lenders, particularly real estate investment trusts (REITs). These high-leverage finance companies were created to allow small investors to participate in real estate mortgages and equities. The concept was quickly accepted by Wall Street, and soon billions of dollars were available to finance real estate projects. Many lenders became so overwhelmed with new money that their underwriting procedures broke down and some marginal developments were approved.

During the late 1960s and early 1970s, hotel companies actively expanded their chains through franchising. Franchising was a source of new capital, allowing hotel companies to grow and achieve national recognition using the franchisee's financial investment in individual properties. Some franchisors, eager to demonstrate sustained growth and establish a national

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presence, employed questionable marketing tactics to sell new franchises. Salespeople were often compensated based on the number of franchises sold, so there was little incentive to discourage developers from investing in poor locations and overbuilt markets. Many lenders and hostelry developers were led to believe that a national franchise would guarantee a successful operation.

The combination of readily available financing and aggressive hotel chains eager to sell franchises resulted in overbuilding and development of many poorly located, undercapitalized hostelries managed by inexperienced owners. The bubble burst on the lodging industry when inflation caused construction costs and interest rates to escalate. The 1974 energy crisis drastically reduced travel, and the accompanying recession curtailed business trips, conferences, and conventions.

Operators of marginal properties quickly fell behind in their mortgage payments, and lenders were forced to foreclose. As lenders became hostelry owners, they either organized work-out departments headed by experienced hoteliers or engaged professional hotel management companies to assume operational responsibilities. Sales data indicate that lenders who were looking for quick sales to remove non-performing hotel assets from their books had to lower their prices substantially to attract all-cash buyers. Lenders who were willing to hold on to foreclosed hotels and employ professional management to reposition and improve the properties' operation were generally able to recoup their original investments in three to five years, once the industry began to recover. However, even lenders who repositioned their hotels had to take back favorable purchase-money financing to sell the properties because money from other sources was not available.

History has shown that during economic downturns, hotel values generally do not fall in proportion to the properties' declining incomes. Sellers, and particularly lenders who take back hotels through foreclosure, are often unwilling to sell at substantially reduced prices. They are more likely to wait out the downward cycle and dispose of their assets when the market begins to rebound. Thus, appraisers can best reflect market behavior by projecting a facility's net income to a point of recovery and applying the proper discounted cash flow procedure over that time period.

The late 1970s was a period of relative calm for the lodging industry. Because most lenders were recovering from the financial wounds inflicted by

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the 1975 recession, they had little interest in making hotel mortgages. New construction was restrained, and primarily consisted of additions to existing properties and the development of some large, downtown hotels oriented toward the commercial and convention markets. The rebirth of center-city hostelries was a direct result of fuel shortages and the availability of government financing for inner-city redevelopment projects. Highway-oriented properties, on the other hand, were adversely affected by escalating gasoline prices and decreased automobile travel, and these lodging facilities lost some of their appeal among investors and hotel companies.

Decreased building activity, the normal retirement of older hostelries from the market, and an improving economy created a favorable supply and demand relationship and record-high occupancy levels from 1979 to 1980. Average room rates increased rapidly as operators took advantage of the excess demand to recoup earlier losses and keep up with inflation.

After the decline in hotel development during the late 1970s, the environment appeared suitable for a period of renewed expansion. However, the Federal Reserve tightened the money supply in the early 1980s, sending the prime interest rate up to double-digit levels. Most of the projects that were in the preliminary planning stages but lacked sensible financing were put on hold.

Fiscal policy and declining energy prices eventually reduced the national inflation rate. This caused a decline in hotel interest rates beginning in 1983, and suddenly massive amounts of capital were available for real estate investments. Hotel developers who had been out of the market since the mid-1970s rushed to initiate new projects. They were aided by several major real estate development incentives: high occupancies and escalating room rates, readily available debt and equity financing, and unique income tax benefits designed to stimulate the national economy out of a recession.

During the early 1980s, trends were generally favorable for new hotel development. Although the recession caused a decline in lodging demand, many markets showed relatively high occupancy levels. Room rates were usually able to keep up with inflation, and the travel industry was expected to boom as a result of a recovering economy. Franchise sellers signed up new prospects aggressively, using product segmentation to justify the saturation of a market with a common brand.

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Financing was readily available from the savings and loan industry. Following deregulation, these banks were permitted to lend on commercial real estate, such as hotels. Although savings and loans had experience in making loans on single-family homes, few had expertise with commercial properties, and fewer still with hotels. The result was almost identical to the real estate investment trust fiasco the decade before: loan underwriting and administration were inept and sometimes nonexistent, the number of loans made seemed more important than the quality of the real estate and the integrity of the borrower, and short-term funds were often used to finance long-term mortgages. In the early 1990s, the industry suffered the consequences of this lending spree: most major hotel markets became severely overbuilt and many savings and loans went out of business.

Another factor contributing to hotel development in the 1980s was the very favorable treatment provided by income tax regulations. By carefully structuring hotel syndications to take advantage of all available tax benefits, investors could virtually recoup their total cash outlay in the first year and reap additional benefits in the future regardless of the economic success of the underlying asset. Because there was little incentive to justify a transaction's economics (i.e., cash flow and reversionary benefits), a number of syndicators overpaid for hotel properties, took out usurious fees, and overloaded their hotels with debt.

A change in the tax law in the mid-1980s eliminated many of the benefits associated with hotels, but the overbuilding in most markets was either in progress or had already taken place. By the end of the 1980s, the abuses of the savings and loans had become apparent, but it was too late to reverse the overbuilding. Between 1985 and 1990, approximately 556,000 rooms were added to the U.S. hotel supply.

The national economy entered another recession in 1990, and this factor (coupled with overbuilding and the Persian Gulf War in 1991) caused the national hotel occupancy rate to bottom out at 60.9%. In some markets, hotel occupancies were as low as 35%. This supply and demand imbalance was almost identical to the situation in the 1970s that led to numerous hotel failures. As in the REIT days, the number of non-performing loans reached record levels, and lenders moved to a work-out mode of operation in order to foreclose and restructure their hotel investments. Many of the savings and loans were taken over by the government and their hotel assets were sold at auction.

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According to the American Council of Life Insurance, which represents major life insurance companies, the number of delinquent hotel loans and the number of hotel loans in foreclosure peaked in 1991. This trend is undergoing a reversal as the U.S. lodging industry begins to recover. Loan restructuring was an attractive alternative to foreclosure during this period, and the number of loans in good standing with restructured terms almost doubled.

By 1993, new hotel construction had declined significantly. Lenders, trying to get out from under problematic hotel portfolios, curtailed all real estate lending and would not even consider hotels. The tax benefits associated with lodging facilities had been reduced significantly, and passive investors left the hospitality market entirely.

The slowdown in the growth of supply had a beneficial impact on occupancy levels, which started to recover in 1992. Improved occupancies are expected to continue through the late 1990s as increases in lodging demand outpace growth in supply.

Beginning in 1991, many lenders and the Resolution Trust Corporation (RTC) sold their oldest and least desirable hotels at liquidation prices. Because virtually no third-party financing was available, most lenders were forced to take back purchase-money mortgages at favorable terms in order to sell these properties without suffering massive write-downs. The newer and more desirable hotels were not put on the market, because their lenders/owners were waiting for values to recover. This course of action significantly reduced the number of transactions involving good-quality lodging facilities. The following table shows the volume of hotel transactions exceeding $10,000,000 between 1990 and 1995.

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Table 5-1  Summary of Major Hotel Transactions
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Year                          1990        1991        1992        1993        1994        1995
----------------------------------------------------------------------------------------------
Number of Transactions         130          54          67          52          92         104
Number of Rooms             40,543      16,427      25,187      19,935      33,503      36,951
Average Price Per Room    $136,000    $ 91,000    $ 85,000    $ 79,000    $ 80,000    $ 83,000

                            Source: HVS International

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In 1991, there were only 54 major hotel sales recorded. This number increased to 67 in 1992 and declined to 52 in 1993, then rose dramatically in 1994 and 1995. During the low-volume years, many sellers remained on the sidelines waiting for values to increase before placing their properties on the market. The jump in 1994 is attributable to a number of factors, including the greater availability of mortgage funds, a return of institutional investors to the market, and a resurgence of investor interest in lodging facilities.

The profile of typical hotel buyers has changed somewhat. During the mid-1980s, when tax-driven syndication's were popular, many hotels were purchased by passive investors who hired management companies to operate their properties. These owners had little involvement in day-to-day management decisions, which occasionally led to poor management and financial losses. Today, most buyers of major hotels are owner-operators who bring with them both the acquisition funds (usually from a joint venture partner) and management expertise. We also note that real estate investment trusts (REITs) and public hotel companies (C-Corps) are actively acquiring hotels using funds from public equity stock offerings.

The supply of new hotel rooms is expected to increase slowly during the next several years. Lenders are beginning to return to the market, and are making some hotel loans based on conservative criteria. Initially, mortgage funds were available mainly to the budget and economy lodging sectors, for the purpose of refinancing existing properties or assisting buyers in acquisitions. Now, a number of lenders are willing to finance new construction for these small, low-end properties. Although financing is also becoming available for the acquisition of large, full-service hotels, very little has been allocated for new construction. At present, active hotel lenders are not necessarily traditional banks and insurance companies, but may include credit companies and Wall Street securities firms.

A number of hotel owners and developers are now constructing budget and economy hotels; a few are planning more upscale, full-service properties. Most lenders are taking a conservative approach to new hotel loans, which should limit new development to those projects that demonstrate true economic feasibility. As a result, severe short-term overbuilding is unlikely.

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Room Rates

The supply and demand relationship has a direct impact on hotel occupancies and an indirect influence on room rate growth. Between 1978 and 1995, hotel room rates increased at an average annual compounded rate of almost 6%. Significant rate growth was recorded during the late 1970s and early 1980s as a result of strong occupancies (70%'s) coupled with a high monetary inflation rate (14%). In recent years, room rate growth slowed as a result of low occupancies and a drop in inflation.

Hotel room rates generally increase faster than the Consumer Price Index (CPI) when occupancies are strong or moving upward. When occupancies are low or declining, room rate growth tends to lag behind the CPI; in some cases, rates may remain flat or actually drop. The following table compares the historical and projected annual increase in hotel room rates in the United States to the change in the national CPI.

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Table 5-2  Percent Change in Average Room Rates Versus CPI - U.S. Hotels
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                                      Consumer Price
              Hotel Room Rate             Index                  Hotel
Year          Percent Change          Percent Change           Occupancy
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1973                4.2%                    6.2%                  70.2%
1974                7.6                    11.0                   64.0
1975                7.3                     9.1                   63.7
1976                8.2                     5.7                   65.8
1977                8.1                     6.5                   67.3
1978               14.0                     7.7                   69.2
1979               17.0                    11.3                   71.9
1980               15.2                    13.5                   70.6
1981               10.0                    10.3                   67.9
1982                6.5                     6.2                   66.7
1983                5.1                     3.2                   64.4
1984                6.9                     4.3                   64.0
1985                4.6                     3.6                   63.1
1986                3.2                     1.9                   62.5
1987                3.6                     3.6                   61.9
1988                3.6                     4.1                   62.3
1989                3.5                     4.8                   63.2
1990                3.0                     5.4                   62.4
1991                0.6                     4.2                   60.9
1992                1.4                     3.0                   62.1
1993                2.8                     3.0                   63.1
1994                5.2                     2.6                   64.7
1995                4.8                     2.8                   65.5
1996*               5.0                     3.0                   66.0
1997*               5.5                     3.5                   67.0
1998*               6.0                     4.0                   68.0
1999*               5.5                     4.0                   68.0

               Sources: Smith Travel Research & HVS International
                                  * Projected

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This table shows two periods when hotel room rate growth failed to keep pace with the CPI. From 1973 to 1975, the hotel industry was suffering from overbuilding related to real estate investment trusts, a recession, and a downturn in travel caused by the oil embargo. The second period of slow room rate growth occurred between 1988 and 1993, when the industry was again affected by overbuilding and a weak economy. The table illustrates

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that during periods of prosperity, room rates are a good hedge against inflation; this was true even when the CPI increased at double-digit levels.

The projections indicate a strong recovery of room rates as the relationship between supply and demand becomes more favorable. Growth is expected to peak in 1998 at 6%, which is significantly higher than the projected gain in the CPI. This may appear high, but a similar trend occurred in 1978, when room rates rose 14.0% and the CPI increased by only 7.7%.

Hotels are unique because their room rates can be adjusted at any time. Unlike office space, where rents are typically negotiated for a five-year period, hotel operators are free to base rates on occupancy trends. Using sophisticated yield management programs, modern lodging facilities can ride the demand curve and maximize room rates whenever the market permits. As a result, hotels generally offer significant upside potential during periods of economic prosperity.

If lodging facilities can increase room rates faster than the CPI and still maintain occupancies, bottom-line profits usually escalate. If they can raise room rates and occupancy at the same time, profits will grow significantly. The opposite occurs when room rates fail to keep pace with inflation. Because market value is basically a multiple of bottom-line profits, changes caused by fluctuations in occupancy and average rate have a direct impact on value.

Rooms Revenue per Available Room (RevPAR)

The ability of a hotel to maximize its occupancy and room rate is measured in terms of rooms revenue per available room (RevPAR), which is the product of occupancy and average rate. Between 1978 and 1995, RevPAR in the U.S. lodging industry increased at an average annual compounded rate of approximately 5%. As in the case of average rate, most of the increase occurred during the late 1970s, when occupancies escalated rapidly. The only decline in RevPAR occurred in 1991.

Trends in Hotel Sales

HVS International constantly monitors hotel markets in order to collect information on sales of lodging facilities. This comprehensive database is known as the Hospitality Market Data Exchange (HMDE). The HMDE includes more than 90% of all hotel sales that took place during this period.

The HMDE data shows that the number of transactions peaked at 726 in 1986. This strong activity is largely attributable to pending changes in the tax laws, which made it less favorable to own hotels. It is also possible that

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forward-thinking investors noted the substantial overbuilding and declining economy and decided to bail out at that time. In 1987 and 1990, the average sales price per room peaked at $75,000. This was more than twice the 1981 average of $36,000.

Following the 1990 peak, hotel prices fell rapidly as occupancies and profits were eroded by the massive number of hotel rooms entering the market. By 1991, the year of the Persian Gulf War, sales prices had fallen to $38,000 per room. Even the highest price per room declined from the record $1,195,652 (for the sale of the Bel Aire Hotel) to $251,816 in 1992. The market hit bottom in 1993 when the average sales price dropped to $36,000 per room. Prices recovered rapidly in 1994 and 1995 as investors became interested in hotels again and more full-service properties were put on the market. In 1995, the average sales price was $61,000 per room.

The figures presented in the HMDE represent actual sales prices; no attempt was made to adjust for factors such as favorable or unfavorable financing, forced or liquidation sales, bankruptcy sales, foreclosures, and so forth. As a result, the average price per room does not necessarily reflect market value, which assumes a willing buyer and a willing seller. Many of the transactions that took place during the early 1990s involved unwilling sellers - usually lenders who were forced to liquidate hotel portfolios quickly at prices that were below market levels. Most hotel experts agree that a recovery is underway, and they recommend that owners hold their properties until more favorable conditions prevail.

Trends in Hotel Values

A more meaningful indicator of trends in hotel value is the Hotel Valuation Index (HVI), developed by HVS International. This index tracks changes in hotel values in 23 major markets and the nation as a whole. It is developed through an income approach, using market area data provided by Smith Travel Research and operational and capitalization rate information from HVS International, and is indexed to the 1986 U.S.A. value (1.0000). The following table sets forth the HVI from 1986 to 1995.

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Table 5-3  Hotel Valuation Index per Room
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                                                                Valuation Index Per Room
                                                                ------------------------
                         1986       1987      1988       1989      1990       1991      1992       1993      1994       1995
                       ------------------------------------------------------------------------------------------------------
Honolulu                3.3571     4.0357    4.6964     5.2857    5.3214     4.7857    4.9286     4.2857    4.3929     5.6071
New Orleans             1.5357     1.7500    2.2857     2.3929    2.5000     2.6071    3.2857     3.2500    3.8929     4.4286
New York                3.5714     4.1071    4.6429     4.5357    3.9286     3.0357    2.5714     2.5714    3.1429     4.1071
San Francisco           2.5000     3.0893    3.2500     3.0714    2.9286     2.5714    2.5714     2.9643    3.2143     4.0000
Phoenix                 1.2143     1.0714    1.1786     1.5357    1.4286     1.2500    1.5000     1.9643    2.3571     3.2143
San Diego               2.8571     2.3571    2.5714     2.6786    2.3929     2.5357    2.5357     2.2143    2.3571     3.0357
Miami                   1.4286     1.6071    1.7321     2.1429    2.1786     2.2500    2.5714     2.7857    2.3214     2.9286
Washington, DC          2.1786     2.1786    2.4464     2.6071    2.2500     1.8571    2.0357     2.5000    2.3929     2.8929
Atlanta                 1.0714     1.0179    1.0536     1.0357    1.1429     1.1250    1.2857     1.7857    2.1429     2.6786
Minneapolis             0.7321     0.6964    0.7143     0.7143    0.7857     1.0000    1.2857     1.5714    1.8214     2.1786
Chicago                 1.4643     1.5000    1.5714     1.5000    1.4286     1.2143    1.2500     1.5000    1.8571     2.1786
Boston                  2.3571     2.7143    2.6071     2.1429    1.8214     1.2500    1.3036     1.3214    1.6071     2.1071
Fort Lauderdale         1.4643     1.2679    1.3214     1.4286    1.4821     1.3571    1.7143     1.8929    1.6071     1.9286
Orlando                 1.5000     1.6429    1.9286     2.5000    2.5357     1.8929    2.0714     1.7857    1.6071     1.8929
Denver                  0.5357     0.4464    0.4643     0.4821    0.7857     0.9268    1.0357     1.3214    1.5000     1.8571
Dallas                  0.5536     0.6250    0.6607     0.7321    0.7857     0.7143    0.9643     1.0357    1.3214     1.7143
USA                     1.0000     0.9464    1.0536     1.1250    1.0714     0.9214    0.9929     1.1429    1.3214     1.6071
Los Angeles             2.1071     2.2857    2.3929     2.4643    2.1786     1.5714    1.0714     0.9643    1.1964     1.5000
Tampa                   0.8393     0.7679    0.8571     1.1429    1.2857     1.0357    1.0714     1.0357    1.1071     1.3214
Anaheim                 1.7679     1.7321    1.7500     1.8571    1.6071     1.2857    0.9642     0.9464    0.8393     1.2500
Houston                 0.3571     0.4286    0.6964     0.7857    1.1071     1.1607    1.1429     1.0357    1.0000     1.1786
Philadelphia            1.4643     1.5357    1.4286     1.3214    1.0714     0.6786    0.5714     0.6071    0.7500     1.0714
Norfolk                 1.1786     1.0536    0.9286     0.7857    0.6429     0.5357    0.6071     0.6429    0.7500     0.9643
Riverside               0.9643     1.2143    1.5714     1.7143    1.4643     1.2500    0.7857     0.5357    0.4286     0.5357

                            Source: HVS International

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The HVI can be used to show the value change in a particular market over time or to show the relative difference in hotel values in various cities. The following table shows the annual change in hotel values in 23 major markets and the United States as a whole.

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Table 5-4  Percent Change in the Hotel Valuation Index
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                                                                 Annual Percent Change
                                                                 ---------------------
                       '86-'87    '87-'88    '88-'89    '89-'90     '90-'91    '91-'92   '92-'93      '93-'94    '94-'95    '86-'95
                     ---------------------------------------------------------------------------------------------------------------
Honolulu                  20 %       16 %       13 %        1 %       -10 %        3 %      -13 %         3 %       28 %       67 %
New Orleans               14         31          5          4           4         26         -1          20         14        188
New York                  15         13         -2        -13         -23        -15          0          22         31         15
San Francisco             24          5         -5         -5         -12          0         15           8         24         60
Phoenix                  -12         10         30         -7         -13         20         31          20         36        165
San Diego                -18          9          4        -11           6          0        -13           6         29          6
Miami                     12          8         24          2           3         14          8         -17         26        105
Washington, DC             0         12          7        -14         -17         10         23          -4         21         33
Atlanta                   -5          4         -2         10          -2         14         39          20         25        150
Minneapolis               -5          3          0         10          27         29         22          16         20        198
Chicago                    2          5         -5         -5         -15          3         20          24         17         49
Boston                    15         -4        -18        -15         -31          4          1          22         31        -11
Fort Lauderdale          -13          4          8          4          -8         26         10         -15         20         32
Orlando                   10         17         30          1         -25          9        -14         -10         18         26
Denver                   -17          4          4         63          18         12         28          14         24        247
Dallas                    13          6         11          7          -9         35          7          28         30        210
USA                       -5         11          7         -5         -14          8         15          16         22         61
Los Angeles                8          5          3        -12         -28        -32        -10          24         25        -29
Tampa                     -9         12         33         12         -19          3         -3           7         19         57
Anaheim                   -2          1          6        -13         -20        -25         -2         -11         49        -29
Houston                   20         62         13         41           5         -2         -9          -3         18        230
Philadelphia               5         -7         -8        -19         -37        -16          6          24         43        -27
Norfolk                  -11        -12        -15        -18         -17         13          6          17         29        -18
Riverside                 26         29          9        -15         -15        -37        -32         -20         25        -44

                            Source: HVS International

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On a national basis, hotel values rose in 1988 and 1989, then declined in 1990 and dropped by 14% in 1991. A turnaround commenced in 1992, when values increased by 8%; still greater increases of 15% in 1993, 16% in 1994, and 22% in 1995 signaled that a recovery was well underway. In the case of the individual cities, it is obvious that the movement in national hotel values has been offset somewhat by trends in local markets. Between 1986 and 1995, Riverside hotels lost more than 40% of their value, while San Francisco showed a 60% increase. Anaheim, Los Angeles, and Philadelphia also suffered significant drops.

Future Trends

Most hotel owners, operators and lenders agree that the U.S. lodging industry has emerged from one of the worst periods since the Depression of 1929. Today, there are many indications that signal a strong recovery is underway, and most hotels have experienced a dramatic rise in profitability. Conversely, the hotel industry remains cyclical, and there are long-term trends and risk factors that could have an unfavorable impact on the

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operating results and investment potential of lodging facilities. The following list summarizes the positive and negative factors that are likely to influence the U.S. lodging industry in coming years.

o No significant amount of new hotel development is likely to occur during the next three to five years. Lenders stopped financing new hotels in the early 1990s because of the high rate of loan defaults, and they are only now starting to make construction loans. Although mortgage funds are available to refinance existing properties and construction loans are being made for economy hotels, mortgages for new hotels in the mid-rate, first-class, and luxury categories are still difficult to secure. This lack of financing is major barrier to entry, and will prevent a number of proposed projects from moving forward. With only a slow increase in supply, hotel occupancies should rebound as fast as the growth in demand permits.

o An additional barrier to entry is the current discrepancy between market values and replacement costs for first-class and luxury hotels. In today's market, many upscale hotels are still selling for prices that are below what it would cost to develop a comparable hotel. As a result, there is little justification for building a new hotel when a similar, existing facility is available for sale at some fraction of the cost. Until the gap between market value and replacement cost narrows, there will be minimal new hotel construction in the upper-tier segments. The market values and replacement costs of budget and economy hotels have been in equilibrium for several years which is another reason why new development is proceeding in these segments.

o The U.S. economy continues to improve, which suggests that more people are traveling. Many people curtailed their travel plans during the recent recession, and there is likely to be pent-up demand that will be released as consumer confidence escalates.

o Minimal additions to the hotel supply coupled with growth in demand should result in further improvement in occupancies during the next several years.

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o As shown by the historical data, hotel room rates rise rapidly as occupancies escalate. The most frequent complaint that owners and operators had during the recent recession was their inability to achieve average rate gains. Starting in 1994, gains in hotel room rates returned to levels in excess of inflation, foreshadowing enhanced profitability. In real dollars, hotel room rates are expected to return to 1988 levels by 1998. This is a good indication that hotel values will return to record levels in the next two to four years.

o The low cost of capital is another factor that tends to enhance value. Because capitalization rates are tied directly to the price of capital, the lower the cost, the lower the cap rate and the higher the value. The cost of hotel debt capital averaged 10.5% in 1990. Today, similar financing is available at 8.5% to 9.5%. Recent hotel sales support the downward trend in capitalization rates.

o Government regulations are becoming increasingly expensive for the U.S. hotel industry. A national health care policy could force small operators to provide better benefits for many more employees, particularly the part-time workers who are used extensively by hotels and restaurants. Environmental laws are becoming stricter and will require hotels to implement recycling, reuse, and conservation procedures. Congress has limited deductions for meals and entertainment expenses, which increases the cost of doing business in hotels and restaurants. Local municipalities use hotel rooms taxes as a source of revenue for general use, and the hotel rooms tax is so high in some areas that it has driven away demand. This is particularly true with respect to meetings and conventions, which can be held in cities that tax accommodations at a lower rate.

o Improved technology is rapidly changing the way business is conducted. During the next decade, advances such as video communication, enhanced data transfer, and faster transportation are expected to limit the need for face-to-face meetings and shorten the time that executives are away from their offices. Commercial hotels are bound to be influenced by this trend.

Conclusion

Interest in hotel acquisition has increased significantly during the past several years. Buyers have concluded that future earnings trends are likely to be favorable, and the risks posed by overbuilding or an economic downturn are small. Some sellers are holding their properties until prices reach a higher level. Consequently, we believe there is pent-up desire to sell, once

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prices begin to approach levels that allow the existing (or restructured) debt to be paid off.

The fact that numerous buyers are chasing very few acquisition opportunities has had a favorable impact on recent sales prices. For buyers to be successful in this highly competitive market, their projected operating results must take into account at least a portion of any upside created from improved performance, particularly if the improvement can be readily achieved through management efficiencies. Capitalization rates based on historical operating income have fallen during the past several years. Hotel buyers in today's market must be aggressive in all of their acquisition assumptions. As a result, hotel values in some parts of the country are approaching the levels registered during the mid-1980s, and a full recovery is expected to occur in the next two to four years.

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6.    Lodging Market Supply and Demand Analysis

MARKET FOR TRANSIENT ACCOMMODATIONS

The market for transient accommodations is an all-encompassing term referring to the many types of travelers who use lodging facilities in a given area. These travelers represent the market's accommodated room night demand. This section will begin with an analysis of historical demand trends to determine what changes have occurred; the historical number of competitive hotel rooms will then be estimated to evaluate local supply trends. Areawide occupancy levels can be calculated based on the number of hotel rooms available in the market and the demand for lodging accommodations. The total hotel room night demand will be divided into individual market segments to allow us to forecast growth rates based on the economic and demographic data set forth earlier in this report.

Historical Supply and Demand Data

Smith Travel Research (STR) has compiled historical supply and demand data for the subject property and its competitors. This information is presented in the following table, along with the marketwide occupancy, average rate, and rooms revenue per available room (RevPAR). RevPAR is calculated by multiplying occupancy by average rate, and provides an indication of how well rooms revenue is being maximized.

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Table 6-1  Historical Room Supply and Demand Trends  (STR)
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                                     1989          1990           1991           1992           1993          1994          1995
----------------------------------------------------------------------------------------------------------------------------------
Number of Rooms                      1,009         1,009          1,009          1,009          1,009         1,009         1,009
Annual Guestroom Supply            368,285       368,285        368,285        368,285        368,285       368,285       368,285
Percent Change                         ---           0.0%           0.0%           0.0%           0.0%          0.0%          0.0%

Room Night Demand                  254,117       250,802        230,546        228,337        235,702       255,958       258,536
Percent Change                         ---          (1.3)%         (8.1)%         (1.0)%          3.2%          8.6%          1.0 %

Occupancy                             69.0%         68.1%          62.6%          62.0%          64.0%         69.5%         70.2%
Percent Change                         ---          (1.3)%         (8.1)%         (1.0)%          3.2%          8.6%          1.0 %

Average Rate                        $64.32        $63.87         $58.84         $58.91         $58.42        $61.20        $63.40
Percent Change                         ---          (0.7)%         (7.9)%          0.1%          (0.8)%         4.8%          3.6 %

RevPAR                              $44.38        $43.50         $36.83         $36.52         $37.39        $42.53        $44.51
Percent Change                         ---          (2.0)%        (15.3)%         (0.8)%          2.4%         13.8%          4.6 %


                          Year-to-Date Through August
                          ---------------------------     Average Annual
                                                        Compounded Growth
                               1995        1996            1989 - 1995
-------------------------------------------------------------------------
Number of Rooms                1,009       1,009
Annual Guestroom Supply      245,187     246,196
Percent Change                   ---         0.4%              0.0%

Room Night Demand            171,141     177,507
Percent Change                   ---         3.7%              0.3%

Occupancy                       69.8%       72.1%
Percent Change                   ---         3.3%              0.3%

Average Rate                  $62.33      $67.20
Percent Change                   ---         7.8%             (0.2)%

RevPAR                        $43.51      $48.45
Percent Change                   ---        11.4%              0.0%

                         Source: Smith Travel Research

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It is important to note some limitations of the STR data. Hotels are occasionally added to or removed from the sample, and not every property reports data in a consistent and timely manner; these factors can influence the overall quality of the information by skewing the results. These inconsistencies may also cause the STR data to differ from the results of our competitive survey. Nonetheless, we find that hotel buyers often rely on STR statistics, and thus, they are considered relevant to this study.

The preceding table indicates that the number of primarily competitive guestrooms included in the Saddle Brook, New Jersey area survey remained constant, at 1,009, from 1989 through 1995. Demand declined by 1.3% in 1990, by 8.1% in 1991, and by 1.0% in 1992. These declines were the result of the recession that affected the nation during this period, which was exacerbated, in 1991, by the Persian Gulf War, which caused a downturn in travel throughout the U.S. The impact of the recession on the subject market area was compounded by the dynamics of the regional hotel market, and particularly, the market in New York City. During the recession of the early 1990s, New York City's hotels suffered from a lack of demand, and decreased their rates in order to attract a wider array of business and thus, sustain reasonable occupancy levels. As a result, tour groups and other area leisure demand which had previously opted for the lower rates outside the CBD were able to attain low enough rates within the city, and used New York City hotels. With the recent upswing in the economy, both occupancy levels and average room rates in New York City have rebounded considerably, and many of these guests have again been forced out of the city. Further, demand in Manhattan is now strong enough to generate overflow to all of the suburban area markets. The subject property's lodging market is benefiting from this situation, as the hotels in northern New Jersey offer a reasonable alternative to the hotels in the city.

That the hotels in Northern New Jersey are a reasonable alternative is evident in the 1993 historical figures, when room night demand experienced a 3.2% increase. In 1994, the increase in room night demand was even more considerable, at a level of 8.6%; in 1994, roundly 27,600 more room nights were accommodated in the market than in 1992. Additionally, it is important to note that 1994 represented an exceptional year for the Northern New Jersey area market; in addition to the strengthening economy, a number of "citywide" events were held in the region, including the World Cup Soccer matches at Giants Stadium and the Gay Games. These events generated a significant volume of overflow demand for the subject property's market. On the heels of this strong year, demand increased in 1995 by only

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1.0%, reflecting a more typical room night demand growth level. As the economy in New Jersey continues to improve and the enhanced room product at the subject property has allowed the accommodation of more demand in the competitive set, year-to-date trends through August, 1996 illustrate a growth rate of 3.7% in room demand. Overall, demand grew at an average annual compounded rate of 0.3% between 1989 and 1995. Because supply remained stable, changes in occupancy mirrored the shifts in demand.

The weak demand experienced in 1990 through 1992 limited the market area's ability to increase average rates, which decreased in 1990 and again in 1991. A slight (0.1%) increase was achieved in 1992, followed by a 0.8% decline in 1993. As areawide occupancy continued to recover and demand reached the 70% level in 1994, average rate began to rebound. In 1994, rates grew by 4.8%, followed by 3.6% in 1995. The continued increase in occupancy achieved in 1996 year-to-date has supported further increases in average rate, at 7.8%, as area hotels pursue higher rates through both price increases and the limitation of discounted rates. RevPAR remained stable on an average annually compounded basis. The weakest RevPAR level was in 1991, at -15.3%, while the strongest increases occurred in 1994, 1995, and 1996 year-to-date, with 13.8%, 4.6%, and 11.4%, respectively. This most recent 11.4% increase registered for year-to-date, 1996 reflects the widespread improvement in overall conditions for the subject property's market area.

Demand Analysis Using Market Segmentation

For the purpose of demand analysis, the overall market is divided into individual segments based on the nature of travel. Although a market may have various segments, the three primary classifications occurring in most areas are commercial, meeting and group, and leisure.

Market segmentation is a useful procedure because individual classifications often exhibit unique characteristics in terms of growth potential, seasonality of demand, average length of stay, double occupancy, facility requirements, price sensitivity, and so forth. By quantifying the room night demand by market segment and analyzing the characteristics of each segment, the overall demand for transient accommodations can be projected. Lodging demand in the Saddle Brook market area is generated primarily by the following four market segments.

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            Segment 1            Commercial
            Segment 2            Leisure
            Segment 3            Meeting and Group
            Segment 4            Contract

Based on our fieldwork, area analysis, and knowledge of the local lodging market, we estimate the 1996 estimated year-end distribution of accommodated hotel room night demand as follows.

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Table 6-2  1996 Estimated Year-end Accommodated Room Night Demand
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                                1996 Annual Room Night Demand (Rounded)
                         -------------------------------------------------------
                                      Percentage                      Percentage
Market Segment           Marketwide    of Total    Subject Property    of Total
--------------------------------------------------------------------------------
Commercial                152,000        62.0%          21,000           65.6%
Meeting and Group          46,000        19.0            3,000            9.4
Leisure                    39,000        16.0            8,000           25.0
Contract                   10,000         4.0                0            0.0
                          -------       -----           ------          -----
  Total                   248,000       100.0%          32,000          100.0%

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Commercial demand predominates in the local market, accounting for approximately 62% of the estimated 1996 room night demand. Meeting and group demand followed, with a 19% share. Leisure rooms contributed a relatively strong 16%, and contract demand accounted for the remaining 4% of room night demand. The subject property's segmentation differed from that of the competitive market to some degree. Approximately 66% of the Howard Johnson's 1996 estimated year-end occupancy is attributable to the commercial segment; leisure rooms accounted for 25%, and the meeting and group segment contributed the remaining 9%. The subject property does not currently participate in the contract segment of the market.

Using the distribution of accommodated hotel demand as a starting point, we will analyze the characteristics of each market segment in an effort to determine future trends in room night demand.

Commercial Segment

The commercial segment consists of individual business people who are visiting various firms in the subject property's market. Commercial demand is strongest Tuesday and Wednesday nights in this market, with

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Sunday and Friday nights as shoulder nights (hotels typically sell out during Tuesday and Wednesday nights). The typical length of stay ranges from one to three days, and the rate of double occupancy is a low 1.2 to 1.3 people per room. Commercial demand is relatively constant throughout the year, although some declines are noticeable in late December and during other holiday periods. In general, commercial travelers are not overly rate-sensitive, and will make use of a hotel's food and beverage outlets and recreational facilities. The commercial segment represents a highly desirable and lucrative market that provides a consistent level of demand at relatively high room rates.

Because of the improved room product and improving image of the subject property, the Howard Johnson Plaza is favorably positioned to benefit from the improving New Jersey economic outlook. Demand in this segment is generated from companies located as far north as Paramus, and as far east as New York City. As New York City hotel demand continues to improve, the area will also benefit from increased demand overflow.

Area corporate demand is generated by a variety of corporations with offices and corporate headquarters generally situated within a ten-mile radius of the subject property. Some of these installations include the following: the Federal Paper Board, A & P, Toys R Us, TW Services, Hertz, Ingersoll-Rand, Becton Dickinson, American Cynamid, GAF, Union Camp, Grand Union, Noritsu, and Ricoh. A number of small industrial plants, office complexes, and warehouses which generate commercial demand are also located in the subject property's immediate area. Many of these local companies have negotiated corporate accounts with the subject property; two of the largest accounts include Sealed Air and National Chemical Research. Finally, the Marriott, a secondary competitor of the subject property, eliminated approximately 60 exterior-corridor rooms from its room count during its last renovation, which had the effect of providing more overflow business for the subject property and its primarily competitive set.

Based on our analysis of the Bergen County economy, together with a review of national economic trends, we estimate that commercial demand will increase by 3% for the first projection year, and at a conservative level of 2% per annum throughout the remainder of our projection period.

Meeting and Group Segment

The meeting and group market includes meetings, seminars, conventions, trade association shows, and similar gatherings of ten or more people. Peak convention demand typically occurs in the spring and fall. Because of

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vacations, the summer months represent the slowest period for this market segment; winter demand varies. The average length of stay for typical meetings and groups ranges from three to five days. Most commercial groups meet during the weekday period of Monday through Thursday, but associations and social groups will sometimes gather on weekends. Commercial groups tend to have a low double occupancy of 1.3 to 1.5 people per room, while social groups are likely to have double occupancy rates ranging from 1.5 to 1.9.

Meeting and group patronage is quite profitable for hotels. Although room rates are discounted for large groups, the property benefits from the use of meeting space and the revenues generated by in-house banquets and cocktail receptions. Facilities that are necessary to attract meetings and groups include function areas with adequate space for breakout, meals, and receptions; recreational amenities; and a sufficient number of guestrooms to house the attendees.

Area meeting demand is largely generated by local corporations; these meetings typically involve training or company planning. Most corporate meeting business accounts are derived from companies located in the greater Paramus, New Jersey area (Paramus is just west of Saddle Brook). Significant meeting accounts at the subject property include AT&T, National Chemical Research, and Sealed Air. Because of its improved overall product, inclusive of the meeting space, the subject property should be able to continue to capture smaller corporate training meetings as well as educational meetings. The only constraining factor may be the limited banquet kitchen facilities of the hotel as well as the reputation for questionable service and food quality of the current restaurant operator.

The subject property also houses meetings for the educational test preparation firm the Princeton Review. This company produces approximately $70,000 annually for the subject property in room night rental; this contract is renewed annually. Similar review classes for the CPA test are held by Fox Garity; this installation generates approximately $50,000 annually for the subject property in room rental; this contract is renewed monthly. No room nights or food and beverage revenues are associated with these groups; however, the room rental revenue generated is considerable, and this revenue source requires little labor, which results in a high profit margin.

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Future meeting and group demand is closely related to growth in the commercial segment. Because most meetings have either a direct or an indirect business purpose, the economic considerations that have an impact on commercial travel also affect meeting and group demand. The exception is non-commercial meetings, which are tied to the economic factors that influence leisure travel. It should be noted that meetings and similar events are booked in advance, and thus, growth in this segment tends to lag slightly behind increases in commercial demand. We believe that growth in the meeting and group segment will occur at the rate of 2.0% in 1997, at 1.5% in 1998, and at 1.0% per annum throughout the remaining projection period.

Leisure Segment

The leisure market segment consists of individuals and families who are spending time in the area or passing through en route to other destinations. Their travel purposes may include sightseeing, recreation, visiting friends and relatives, or numerous other non-business activities. Leisure demand is strongest Friday and Saturday nights and all week during holiday periods and the summer months. These peak periods are negatively correlated with commercial visitation, underscoring the stabilizing effect of capturing weekend and summer tourist travel. The typical length of stay ranges from one to four days, depending on the destination and travel purpose, and the rate of double occupancy generally ranges from 1.8 to 2.5 people per room.

Leisure travelers tend to be the most price-sensitive segment in the lodging market. They often prefer low-rise accommodations where parking is convenient to the rooms, and they typically demand extensive recreational facilities and amenities. Ease of highway access and proximity to tourist attractions are important locational considerations.

The Northern New Jersey area offers a variety of local attractions, including the Meadowlands Sports Complex, which has been discussed previously in this report. Although the subject property houses leisure demand related to these local attractions, the majority of leisure demand is generated by tourists visiting New York City. As mentioned previously, with the economy strengthening, New York City hotels are charging increasingly higher room rates, which are compounded by higher lodging taxes. This pricing trend gives hotels situated outside of Manhattan a competitive sales tool with respect to this rate-sensitive segment of the market. These suburban hotels, including the subject property and its competitors, offer reasonable room rates when compared to room rates offered in Manhattan. The resulting room prices are very attractive to tour groups and other area leisure

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demand. Leisure demand is therefore expected to remain strong in the short term, given the current upswing in the economic cycle.

Future leisure demand is related to the overall economic health of the nation. Trends showing changes in state and regional unemployment and disposable personal income often have a strong impact on non-commercial visitation. Traffic counts on nearby highways and attendance at local attractions can also form a basis for projections. Based upon our review of the local area and national trends, we estimate that leisure demand should increase at a rate of 2% in 1997 and 1998, and by 1% throughout the remaining projection period.

Contract Segment

A small portion of the area demand is associated with airline contract business. Airline demand is generated by flight crews and delayed passengers. The airlines typically contract rooms in nearby lodging facilities for extended periods to ensure the availability of accommodations. Because they are able to guarantee a specific level of usage on a daily basis, airlines can usually negotiate deeply discounted room rates. This type of demand is advantageous because it provides a base level of occupancy over a long period that normally includes weekends and slow seasons. The occupancy benefit is offset by low contract room rates, which have an adverse impact on average rate. Skilled hotel operators use airline patronage to fill in during periods of low occupancy, and quickly displace this demand when higher-rated market segments offer better potential.

Currently, only the Holiday Inn Hasbrouck Heights hotel participates in this segment; thus, only 4% of the total market demand accommodates any contract demand. We have assumed a zero growth trend in this segment, as participation in this segment is largely based on any particular hotel's management marketing strategy at any given time.

Conclusion

The purpose of segmenting the lodging market is to define each major type of demand, identify customer characteristics, and estimate future growth trends. Starting with an analysis of the local area, four segments were defined as representing the subject property's lodging market. Various types of economic and demographic data were then evaluated to determine their propensity to reflect changes in hotel demand. Based on this procedure, we forecast the following average annual compounded market segment growth rates.

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Table 6-3  Average Annual Compounded Market Segment Growth Rates
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                                            Annual Compounded Growth Rate
                                      -----------------------------------------
                                      1997    1998   1999   2000   2001   2002
-------------------------------------------------------------------------------
Commercial                            3.0%    2.0%   2.0%   2.0%   2.0%   2.0%
Meeting and Group                     2.0     1.5    1.0    1.0    1.0    1.0
Leisure                               2.0     1.0    1.0    1.0    1.0    1.0
Contract                              0.0     0.0    0.0    0.0    0.0    0.0

   Annual Average Growth              2.5%    1.7%   3.5%   1.6%   1.6%   1.6%

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These growth rates will be used in subsequent sections of this study to forecast changes in lodging demand.

COMPETITION

An integral component of the supply and demand relationship that has a direct impact on the availability of lodging demand is the current and anticipated supply of competitive lodging facilities. The Northern New Jersey suburban area is served by a wide array of hotels and motels. The subject property is situated in the Saddle Brook market area; additional concentrations are of lodging facilities are located in the Secaucus/Meadowlands area, in the vicinity of Newark Airport, as well as near the major concentrations of office space in the area and along the highways which serve as major arteries through the region.

We have identified three properties that are considered primarily competitive with the Howard Johnson Plaza. Including those of the subject property, these primary competitors contain a total of 710 rooms. Three additional lodging facilities are judged to be only secondarily competitive; although the facilities, rate structures, or market orientations of these hotels prevent their inclusion among the primarily competitive supply, they do compete with the subject property to some extent. The room count of each secondary competitor has been weighted to reflect the degree to which it competes with the Howard Johnson Plaza; the aggregate weighted room count of the secondary competitors is 260.

Primary Competitors

The following table summarizes the important operating characteristics of the primary competitors and the aggregate secondary competitors. This information was compiled from personal interviews, inspections, lodging directories, and our in-house library of operating data. The table also sets

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forth each property's penetration factors; penetration is the ratio between a specific hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, the property is performing better than the market as a whole; conversely, if the penetration is less than 100%, the hotel is performing at a level below the marketwide average.

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Table 6-4  Primary Competitors and Aggregate Secondary Competitors
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                                                                              Estimated 1996
                                                                            Market Segmentation                  Estimated 1995
                                                 Meeting    Meeting   ---------------------------------  --------------------------
                               Year     Number    Space   Space/Room         Meeting                                Average
Property/Location             Opened   of Rooms (Sq. Ft.)  (Sq. Ft.)  Comm.  & Group  Leisure  Contract  Occupancy   Rate    RevPAR
------------------------------------------------------------------------------------------------------------------------------------
Subject Property
  129 Pehle Avenue East        1969      141      6,193       44        65%     10%     25%        0%     55.7%     $60.93   $33.94
Holiday Inn Hasbrouck Heights
  283 Route 17 South           1967      250      5,900       24        55      20      10        15      77.0       61.00    46.97
Holiday Inn Saddle Brook
  50 Kenney Place              1965      144      6,100       42        60      30      10         0      68.0       71.00    48.28
Ramada Rochelle Park
  372 West Passaic Street      1974      175      8,000       46        70      15      15         0      68.0       64.00    43.52
------------------------------------------------------------------------------------------------------------------------------------
Sub-Totals and Averages                  710      6,548       39        62%     19%     14%        6%     68.7%     $63.73   $43.80

Secondary Competition                    260                            61%     18%     21%        0%     71.0%     $73.48   $52.17

Totals and Averages                      970                            62%     19%     16%        4%     69.5%     $66.63   $46.28


                                                   Estimated 1996
                               -------------------------------------------------------
                                          Average             Occupancy       Yield
Property/Location              Occupancy   Rate    RevPAR    Penetration   Penetration
--------------------------------------------------------------------------------------
Subject Property
  129 Pehle Avenue East          63.0%    $63.00   $39.69        90.1%         81.3%
Holiday Inn Hasbrouck Heights
  283 Route 17 South             76.0      66.00    50.16       108.6         102.8
Holiday Inn Saddle Brook
  50 Kenney Place                68.0      73.00    49.64        97.2         101.7
Ramada Rochelle Park
  372 West Passaic Street        75.0      66.00    49.50       107.2         101.4
--------------------------------------------------------------------------------------
Sub-Totals and Averages          71.5%    $66.82   $47.81       102.3%         98.0%

Secondary Competition            66.0%    $78.50   $51.81        94.3%        106.2%

Totals and Averages              70.0%    $69.76   $48.80       100.0%        100.0%

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                COMPETITION MAP

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Our survey of the primarily competitive market shows a representation of nationally-recognized, franchised lodging chains. The hotels range in size from 141 to 250 rooms, and in age from 22 to 31 years. The market demand has a strong corporate orientation, which results in commercial representing the majority of the demand in the market. In addition, several properties enjoy considerable meeting and group business. As a result of its proximity to the New York City area, this market is able to capture some leisure business as well.

For estimated year-end 1996, the primary competitors achieved an overall occupancy of 71.5% at an average rate of $66.82, yielding a RevPAR of $47.81. The Holiday Inn Hasbrouck Heights is forecasted to maintain the highest occupancy in 1996, at 76.0%, which equates to an occupancy penetration of 108.6%. This strong performance is due to this hotel's airline contract, which bolsters occupancy during the slower periods of the week and year. The Ramada Rochelle Park follows closely, with an occupancy of 75.0% and an occupancy penetration rate of 107.2%. The Holiday Inn Saddle Brook commands the highest average rate, at $73.00, for estimated year-end 1996.

In both 1995 and 1996, the subject property has achieved the lowest occupancy and average rate in the market area. This poor performance, which is effectively measured by the occupancy and yield penetration rates of 90.1% and 81.3%, respectively, is a result of the hotel's poor image in the local market. In large part, this image is attributable to the inferior condition of the physical facilities prior to the completion of the recent renovation. Additionally, the Howard Johnson brand is somewhat dated in market image, and generally constrains the hotel's ability to appeal to the commercial segment of the market. The completion of the recent renovation, together with an effective marketing effort, should enable the subject property to achieve an improved competitive position within the market area.

Each primary competitor was inspected and evaluated. Descriptions of our findings are presented below.

Holiday Inn Hasbrouck Heights

The Holiday Inn Hasbrouck Heights is full-service, first-class lodging facility which opened on June 30, 1967. The property is owner operated under a Holiday Inn franchise; the owners are reportedly a group of local business people. The Holiday Inn features 250 guestrooms, a restaurant and lounge, and roundly 5,900 square feet of meeting space. The meeting and banquet space can accommodate groups of up to 250 persons. Additional facilities

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include an outdoor swimming pool, a health club with an exercise room, and a hot tub. Guestroom amenities offered include hair dryers and premium cable channels. According to management, this hotel continuously renovates, and no major renovations are currently planned. However, the hotel is somewhat dated in appearance.

The high average rate achieved at the Holiday Inn is evidence of its superior room product and its location within the busy Hasbrouck Heights area. The property benefits from strong commercial generated from the Teaneck/ Tenafly/Paramus area, and is closer to New York City and the Meadowlands Complex than the rest of the competitive set. These factors allow the property to attract considerable patronage primarily from the commercial and the meeting and group segments. This property also enjoys a higher occupancy, reflecting its accommodation of an airline contract. This Holiday Inn currently derives approximately 55% of its occupancy from the commercial segment, 20% from the meeting and group segment, 10% from the leisure segment, and 15% from the contract segment. The hotel enjoys the highest occupancy and yield penetration in the market, at 108.6% and 102.8%, respectively, for estimated year-end 1996.

Holiday Inn Saddle Brook

Highly visible along I-80, the Holiday Inn Saddle Brook is a full-service, first-class lodging facility which opened in 1965, and is therefore the oldest of the primarily competitive properties. The hotel is owned by GP Inns, and is managed by Coventry Hotels under a Holiday Inn franchise. This property features 144 guestrooms configured in a circular guestroom tower. Additional facilities include a nightclub, a restaurant and lounge, and roundly 6,100 square feet of meeting space, which can accommodate groups of up to 500 persons. Additional facilities include an indoor swimming pool and an exercise room. According to management, this property renovated two guestroom floors in 1995, and an additional two floors are planned for renovation in 1997. The meeting space on the second floor of the hotel was renovated in 1994. At this time, the hotel has no plans for expansion.

The limited size of the Holiday Inn precludes the property from fully utilizing its meeting space; as a result, the hotel contracts with local companies for training of employees who primarily reside in the New Jersey region. The hotel also hosts many area reunions on weekends, and accommodates demand associated with the local catering facilities. The Holiday Inn currently derives approximately 60% of its occupancy from the commercial segment, 30% from the meeting and group segment, and 10% from the

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leisure segment. The hotel enjoys the highest average rate in the market, at $73 for estimated year-end 1996. However, its limited size - similar to the subject property's 141 rooms - precludes its from handling larger meetings and groups. Hence, its 1996 year-end occupancy is estimated to be 68%, which equates to a 97.2% occupancy penetration. Yield penetration for this property is estimated at 101.7% for 1996 year-end.

Ramada Rochelle Park

The Ramada Rochelle Park is first-class, full-service lodging facility which opened in 1974, and is the newest property in the competitive set. The Ramada features 175 guestrooms, a restaurant, a lounge named the Sports Authority, and roundly 4,100 square feet of meeting space. The meeting and banquet space can accommodate groups of up to 250 persons. Additional facilities include an indoor swimming pool and an exercise room. The property is currently undergoing a soft goods renovation, at a reported cost of $1.2 million; however, the rooms remain in fair condition.

The Ramada currently derives approximately 70% of its occupancy from the commercial segment, and equal portions of 15% from the meeting and group and the leisure segments. The Ramada operates four courtesy vans to accommodate corporate clients, and the hotel provides transportation between the property and various local companies. This complimentary transportation is a component of their negotiated corporate accounts which contributes to the hotel's primarily commercial market orientation. Although the meeting space of the Ramada is somewhat limited, this property markets heavily to the local wedding market; the hotel demand associated with these weddings comprises the majority of the Ramada's leisure segment. The hotel is forecast to achieve a year-end average rate in 1996 similar to the Holiday Inn Hasbrouck Heights, at $66. Its 1996 estimated year-end occupancy is 75%, which equates to a 107.2% occupancy penetration. Yield penetration for this property is estimated at 101.4% for year-end 1996.

Secondary Competitors

Secondary competitors of the subject property comprise three full-service hotels: the Marriott Saddle Brook, the Howard Johnson Clifton, and the Ramada Clifton. The Clifton area is located south of the subject property, along Route 21, just east of the Garden State Parkway. The Marriott Saddle Brook is situated directly south of the subject property, at the intersection of Interstate 80 and the Garden State Parkway.

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The Ramada Clifton and Howard Johnson Clifton are considered competitive based on these properties' brand affiliations and their locations in the general Saddle Brook/Paterson vicinity. However, because of their distance from the subject property and their location on a secondary highway, these properties are considered to be only 50% competitive with the primary competitors.

The Marriott Saddle Brook is a full-service, upper-tier property located directly south of the subject property. This property originally featured 281 rooms, which included a low-rise wing with 80 exterior-corridor guest- rooms; however, in April of this year, the property converted the 20 guestrooms closest to the main tower to an interior-corridor configuration, and demolished the remaining 60 rooms. The room count of the Marriott is now 221 rooms. Because of this property's rate positioning, quality of product, and its placement in the upper-tier market, this property is considered to be only 50% competitive.

In aggregate, the secondary competitors will achieve an estimated year-end 1996 occupancy of 66%, and an average rate of $78.50. The occupancy level represents a five-point decline from 1995, due to both the re-positioning of the Marriott and the construction at that property during the past year, and a roundly $5 increase in average rate.

The following table illustrates the operating statistics of the three secondary competitors.

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Table 6-5  Secondary Competitors
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                                                                      Estimated 1996
                                                                    Market Segmentation                      Estimated 1995
                                                             ---------------------------------    ---------------------------------
                          Number     Percentage   Weighted           Mtg. &                                       Average
Property                 of Rooms   Competitive  Room Count  Comm.   Conv.   Leisure  Contract        Occupancy    Rate     RevPAR
----------------------------------------------------------------------------------------------    ---------------------------------
Saddle Brook Marriott       221          50%        110.5     60%     25%      15%        0%             76%      $84.00    $63.84
Howard Johnson Clifton      116          50          58.0     65       5       30         0              76        60.00     45.60
Ramada Clifton              183          50          91.5     60      20       20         0              61        64.00     39.04
----------------------------------------------------------------------------------------------    ---------------------------------
Totals and Averages         520                     260.0     61%     18%      21%        0%             71%      $73.48    $52.17

                                    Estimated 1996
                            -------------------------------
                                        Average
Property                    Occupancy    Rate       RevPAR
-----------------------------------------------------------
Saddle Brook Marriott          64%      $90.00      $57.60
Howard Johnson Clifton         76        67.00       50.92
Ramada Clifton                 61        73.00       44.53
-----------------------------------------------------------
Totals and Averages            66%      $78.50      $51.81

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Proposed Competitors

Based on our field work in the market and our discussions with local hotel operators, developers, and government officials, no properties appear to be proposed or under construction that are likely to compete with the Howard Johnson Plaza. However, it should be noted that the competitive market registers a healthy occupancy of roundly 70% for estimated year-end 1996. Our experience indicates that once markets surpass occupancies of 70%, there is often some demand that cannot be accommodated by the existing hotels. Moreover, investors and developers rapidly become interested in such strong markets, particularly when the area is characterized by a degree of economic growth, thereby increasing the likelihood of new construction. Finally, the hotel industry is currently in a strong development cycle, particularly with respect to the limited-service segment of the industry; the inventory of these products is currently undergoing rapid expansion. In light of these factors and in order to recognize the cyclical nature of the lodging industry, our analysis will incorporate a hypothetical new competitor. This hotel is assumed to be a 120-room, limited-service hotel that is anticipated to enter the local lodging supply in January of 1999.

It is also important to note that many limited-service hotels are outperforming their full-service counterparts, and as a result of the lower cost of operations, they often achieve higher yields. The selection of the January, 1999 opening date takes into account the relatively short time frame required to construct a limited-service hotel. As the national economy improves and hotel financing becomes more readily available, the development process can be further hastened.

Conclusion

A review of historical demand trends in the subject property's area indicates that the market has shown signs of recovery from 1992 onward, corresponding to the economic recovery nationwide. According to Smith Travel Research, these growth patterns have continued through August of 1996. While supply has remained constant over recent years, growth in demand has driven occupancy upwards, allowing the hotels in the market to follow with average rate increases.

Based on our review of the local area, four market segments were defined within the subject property's lodging market. Growth rates for each market segment were forecasted based upon an analysis of the economic and demographic trends that appeared to significantly impact lodging demand. In general, demand is anticipated to increase at moderate rates throughout the projection period.

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We have identified three properties that are considered competitive with the subject hotel. The subject property is under-performing in the market, and is not attaining its fair share in terms of occupancy, average rate, and RevPAR. The completion of the recent renovations is expected to enable the property to achieve an improved competitive position, although the continued affiliation with the subject Howard Johnson will likely limit the hotel's success, particularly in the commercial segment of the market.

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7.    Projection of Occupancy and Average Rate

Historical Operating Performance

The following table sets forth the subject property's historical occupancy, average rate, and rooms revenue per available room (RevPAR). For the purpose of comparison, we have also presented corresponding data (as provided by Smith Travel Research) for the competitive hotels described in the previous section. In addition to the annual percent change calculations, we have determined the subject property's occupancy, average rate, and RevPAR penetration factors.

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Table 7-1  Historical Trends
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                                                     Year-to-Date Through August
                                                     ---------------------------
                                  1994        1995         1995          1996
--------------------------------------------------------------------------------
Subject Property *

     Occupancy                    55.4%       55.7%        48.0%         58.3%
     Percent Change                ---         0.5%         ---          21.5%
     Occupancy Penetration        79.7%       79.3%        68.8%         80.9%

     Average Rate               $52.65      $60.93       $60.10        $63.10
     Percent Change                ---        15.7%         ---           5.0%
     Average Rate Penetration     86.0%       96.1%        96.4%         93.9%

     RevPAR                     $29.17      $33.94       $28.85        $36.79
     Percent Change                ---        16.4%         ---          27.5%
     RevPAR Penetration           68.6%       76.3%        66.3%         75.9%

Areawide (STR)

     Occupancy                    69.5%       70.2%        69.8%         72.1%
     Percent Change                8.6%        1.0%         ---           3.3%

     Average Rate               $61.20      $63.40       $62.33        $67.20
     Percent Change                4.8%        3.6%         ---           7.8%

     RevPAR                     $42.53      $44.51       $43.51        $48.45
     Percent Change               13.8%        4.6%         ---          11.4%

 * Subject property data for 1994 represents a partial year, beginning in April

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The above data illustrates that the subject property has historically under-performed the market. Occupancy penetration was roundly 80% in both 1994 and 1995; furthermore, while the market gained 1.0% in occupancy in 1995, the subject property gained only 0.5%. However, the subject property has achieved considerable occupancy growth in 1996, through August, when compared to its performance during the similar period in 1995, which should allow the subject property to improve its competitive position by year-end, 1996, due to an improved market image and the recent renovation.

While historical changes in occupancy were limited, the subject property has been able to improve its average rate - and its resulting average rate

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penetration considerably. The subject property attained a substantial 15.7% average rate increase in 1995, while the market average rate increased by only 3.6%. Year-to-date trends illustrate a continued, strong rate growth of 5.0% for the subject property; the market has been able to surpass this mark to date in 1996, with a growth rate of 7.8%. This strong growth trend in average rate will likely remain in this market during the short-term while the economy and resulting hostelry demand remains strong and supply remains constant.

Resulting RevPAR increases for the subject property have been significant: 16.4% in 1995 and 27.5% for year-to-date 1996. These increases have been well above the market RevPAR increases of 4.6% in 1995 and 11.4% for year-to-date 1996. This trend bodes well for the subject property, and illustrates well both the subject property's improving position in the market and the success of management's market repositioning and product improve- ments.

Premise of the Projections

To a certain degree, occupancy and rate attainment can be manipulated by management. For example, hotel operators may choose to lower rates in an effort to maximize occupancy. Our forecasts reflect an operating strategy that we believe would be implemented by competent hotel management to achieve an optimal mix of occupancy and average rate.

Projected Room Night Demand

Lodging demand and occupancy can be projected through a process known as room night analysis. A room night is a unit of hotel demand that equals one room that is occupied for one night. After estimating the number of room nights a hotel can be expected to attract during a 12-month period, we can determine occupancy by dividing the number of room nights of demand captured by the number of room nights available (calculated as the room count x 365).

The total annual number of room nights occupied in the competitive hotels equates to the market's accommodated room night demand, as shown in the following table.

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Table 7-2  1996 Estimated Year-end Accommodated Room Night Demand
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                                1996 Annual Room Night Demand (Rounded)
                         -------------------------------------------------------
                                      Percentage                      Percentage
Market Segment           Marketwide    of Total    Subject Property    of Total
--------------------------------------------------------------------------------
Commercial                 152,000        62.0 %       21,000             65.6 %
Meeting and Group           46,000        19.0          3,000              9.4
Leisure                     39,000        16.0          8,000             25.0
Contract                    10,000         4.0              0              0.0
                           -------       -----         ------            -----
    Totals                 248,000       100.0 %       32,000            100.0 %

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Latent Demand

The previous table illustrates the accommodated room night demand in the subject property's competitive market. Because this estimate is based on occupancies, it includes only those hotel rooms that were actually used by guests. Latent demand considers guests who could not be accommodated by the existing competitive supply, and can be divided into unaccommodated demand and induced demand.

Unaccommodated Demand

Unaccommodated demand refers to individuals who are unable to secure accommodations in the market because all of the local hotels are filled. These travelers must defer their trips, settle for less desirable accommodations, or stay in properties located outside the market area. Because this demand did not yield occupied room nights, it is not included in the estimate of historical accommodated room night demand.

Currently, the subject property and its competitors generally fill on Tuesday and Wednesday nights of any typical business week, excluding holiday weeks. This trend suggests that unaccommodated demand exists during these days of the week. Furthermore, it should be noted that the competitive market is expected to register a healthy occupancy of roundly 70% by year-end 1996. Our experience indicates that once markets surpass occupancies of 70%, there is often some demand that cannot be accommodated by the existing hotels. In this analysis, we estimate that approximately 3% of commercial demand is unaccommodated in this market.

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Table 7-3  1996 Accommodated and Unaccommodated Demand
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                        Accommodated
                         Room Night       Unaccommodated        Unaccommodated
Market Segment             Demand        Demand Percentage    Room Night Demand
--------------------------------------------------------------------------------
Commercial                152,000               3.0%                4,571
Meeting and Group          46,000               0.0                     0
Leisure                    39,000               0.0                     0
Contract                   10,000               0.0                     0
                          -------                                   -----
    Totals                248,000                                   4,571

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Total Usable Room Night Demand

Total usable room night demand is estimated by combining accommodated demand and usable latent demand. Usable latent demand is that portion of latent demand that can be absorbed based on the number of existing and proposed hotel rooms in the market.

The following table shows the projected annual change in accommodated and usable room night demand in the subject property's competitive market. The unaccommodated demand becomes accommodatable when the hypothetical proposed property enters the market in 1999.

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Table 7-4  Total Usable Room Night Demand
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                         Historical    1997      1998      1999      2000      2001      2002      2003
--------------------------------------------------------------------------------------------------------
Commercial
Growth Rate                  --        3.0%      2.0%      2.0%      2.0%      2.0%      2.0%      2.0%
Accommodated Demand       152,378  156,949   160,088   163,290   166,556   169,887   173,285   176,751
Usable Latent                --          0         0     4,898     4,996     5,096     5,198     5,302

Meeting and Group
Growth Rate                  --        2.0%      1.5%      1.0%      1.0%      1.0%      1.0%      1.0%
Accommodated Demand        46,355   47,282    47,991    48,471    48,956    49,446    49,940    50,439
Usable Latent                --          0         0         0         0         0         0         0

Leisure
Growth Rate                  --        2.0%      1.0%      1.0%      1.0%      1.0%      1.0%      1.0%
Accommodated Demand        38,576   39,348    39,741    40,138    40,539    40,944    41,353    41,767
Usable Latent                --          0         0         0         0         0         0         0

Contract
Growth Rate                  --        0.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%
Accommodated Demand        10,403   10,403    10,403    10,403    10,403    10,403    10,403    10,403
Usable Latent                --          0         0         0         0         0         0         0

Totals
Commercial                152,378  156,949   160,088   168,188   171,552   174,983   178,483   182,053
Meeting and Growth         46,355   47,282    47,991    48,471    48,956    49,446    49,940    50,439
Leisure                    38,576   39,348    39,741    40,138    40,539    40,944    41,353    41,767
Contract                   10,403   10,403    10,403    10,403    10,403    10,403    10,403    10,403
                          -------  -------   -------   -------   -------   -------   -------   -------
    TOTAL DEMAND          247,712  253,982   258,223   267,200   271,450   275,776   280,179   284,662

Annual Forecasted Growth     --        2.5%      1.7%      3.5%      1.6%      1.6%      1.6%      1.6%

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Guestroom Supply

In 1996, the competitive properties provided a weighted total of 970 guestrooms. Based on our research and discussions with local planning officials, no new hotels are proposed or under construction in the area. However, as a result of the market's relatively high occupancy, we assume that a 120-room, limited-service hotel will open on January 1, 1999. This new property is projected to add 43,800 rooms to the guestroom supply in 1999. The following table shows the projected competitive supply of available rooms and available room nights. To calculate the annual number of available room nights, the number of available rooms is multiplied by 365.

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Table 7-5  Available Rooms and Room Nights
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                         Total Room                               Overall
                            Night             Room Nights       Competitive
       Year                Demand              Available         Occupancy
--------------------------------------------------------------------------------
    Historical             247,712              354,050              70 %
       1997                253,982              354,050              72
       1998                258,223              354,050              73
       1999                267,200              397,850              67
       2000                271,450              397,850              68
       2001                275,776              397,850              69
       2002                280,179              397,850              70

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Overall Competitive Occupancy

In developing our forecasts, we have attempted to mirror long-term cyclical patterns in the lodging industry. The previous table illustrates that the overall competitive occupancy is expected to reach 73% by 1998. Following the assumed opening of the 120-room, limited-service hotel in January of 1999, this level is expected to decline to 67% in 1999, and to grow to 68% by 2000. The overall competitive occupancy is then projected to recover after 2000, reaching a level of 70% in 2002.

Competitive Index Analysis

Competitive indexes are used to analyze the relative market position of each property on the basis of a particular demand segment. The index represents the number of times each year that one room is occupied by one type of traveler (e.g., commercial, meeting and group, leisure, or contract), or the number of room nights actually accommodated per year, per room, per market segment. For example, if a hotel has a commercial competitive index of 190, each room in the property is occupied 190 times a year by a commercial traveler. The competitive index is calculated by dividing a hotel's annual accommodated room night demand in a particular market segment by that property's room count. Competitive indexes will be used to illustrate each property's position in the market based on its ability to compete with other local lodging facilities.

Commercial Segment

The historical commercial segment competitive indexes in the subject property's market range from 147 to 192. The Ramada Rochelle Park is the most competitive property in the commercial market in 1996, with an index of 192, followed by the Holiday Inn Hasbrouck Heights, at 153. The subject

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property's commercial segment index of 149 is higher than the aggregate index of the secondary competitors.

As a result of the recent renovation and the continued repositioning of the subject property, we expect the Howard Johnson Plaza to penetrate the commercial market more effectively. To reflect the more focused management strategy and improved facilities, the subject property's commercial segment competitive index is projected to increase to 160 in 1997, and to remain at this level in subsequent years. This stabilized level is lower than that of the Ramada Rochelle Park; the Ramada is expected to remain the leader in this market, due to the hotel's corporate strength in this particular segment. The new limited-service hotel is expected to attain a stabilized commercial segment index of 175 in 2001, which is above the level of subject property, but below that of the Ramada. The following table shows the projected commercial segment competitive indexes of the area's hotels.

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Table 7-6  Commercial Segment Competitive Indexes
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Property                     Historical   1997   1998     1999     2000    2001    2002
---------------------------------------------------------------------------------------
Subject Property                149        160    160      160      160     160     160
Holiday Inn Hasbrouck Heights   153        153    153      153      153     153     153
Holiday Inn Saddle Brook        149        149    149      149      149     149     149
Ramada Rochelle Park            192        192    192      192      192     192     192
Secondary                       147        147    147      147      147     147     147
Proposed Hotel                  ---        ---    ---      155      165     175     175

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Meeting and Group Segment

As a result of their relatively large inventory of function space (coupled with a relatively small number of guestrooms), the Holiday Inn Saddle Brook is the most competitive property in this segment, at 74. Again, as a result of the renovation that took place in 1995, the Howard Johnson's meeting and group competitive index is expected to increase to 30 in 1997. The proposed hotel is expected to achieve a stabilized index of 35 in this segment, which is just above that of the subject property; because the proposed property is limited-service in nature, it is not expected to be very competitive in this segment. No other changes are anticipated for meeting and group segment demand. The following table illustrates the competitive indexes in the meeting and group segment.

HVS International, Mineola, New York            Projection of Occupancy and   90
                                                Average Rate
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     HVS
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International
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Table 7-7   Meeting and Group Segment Competitive Indexes
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Property                     Historical   1997   1998     1999     2000    2001    2002
---------------------------------------------------------------------------------------
Subject Property                23         30     30       30       30      30      30
Holiday Inn Hasbrouck Heights   55         55     55       55       55      55      55
Holiday Inn Saddle Brook        74         74     74       74       74      74      74
Ramada Rochelle Park            41         41     41       41       41      41      41
Secondary                       44         44     44       44       44      44      44
Proposed Hotel                  --         --     --       25       30      35      35

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Leisure Segment

We anticipate the subject property's leisure segment competitive index to decline to 50 in 1997, as leisure demand is displaced due to a greater amount of accommodated commercial and meeting and group demand at the subject property. The proposed hotel is expected to enter the market with a competitive index of 55, which would position this hotel as the market leader for leisure demand from its opening, and to reach a stabilized index of 70 in this segment. This leisure segment index is considered appropriate, given the limited-service nature of the proposed hotel; the lack of meeting space inherent in most limited-service hotel designs typically leads to more marketing effort towards the leisure traveler and less effort toward meeting and group travelers. No other changes are expected in this segment. The following table illustrates the competitive indexes in the leisure segment.

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Table 7-8  Leisure Segment Competitive Indexes
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Property                     Historical   1997   1998     1999     2000    2001    2002
---------------------------------------------------------------------------------------
Subject Property                57         50     50       50       50      50      50
Holiday Inn Hasbrouck Heights   28         28     28       28       28      28      28
Holiday Inn Saddle Brook        25         25     25       25       25      25      25
Ramada Rochelle Park            41         41     41       41       41      41      41
Secondary                       49         49     49       49       49      49      49
Proposed Hotel                  --         --     --       55       60      70      70

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HVS International, Mineola, New York            Projection of Occupancy and   91
                                                Average Rate
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     HVS
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International
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Contract Segment

As a hotel's occupancy improves, its reliance on contract demand generally diminishes. Because this segment commands deeply discounted rates, operators prefer to accommodate more lucrative types of demand whenever possible. Historically, only the Holiday Inn Hasbrouck Heights has accommodated this demand. For the purposes of this appraisal, we have assumed that this will remain the case, and that no additional properties will accommodate contract demand.

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Table 7-9  Contract Segment Competitive Indexes
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Property                     Historical   1997   1998     1999     2000    2001    2002
---------------------------------------------------------------------------------------
Subject Property                 0          0      0        0        0       0       0
Holiday Inn Hasbrouck Heights   42         42     42       42       42      42      42
Holiday Inn Saddle Brook         0          0      0        0        0       0       0
Ramada Rochelle Park             0          0      0        0        0       0       0
Secondary                        0          0      0        0        0       0       0
Proposed Hotel                  --         --     --       --       --      --      --

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Subject Property's Room Night Capture and Occupancy

After the competitive index is calculated, it is adjusted to reflect the property's room count, yielding a figure referred to as the market share adjuster. The market share adjuster of each property is then divided by the total market share adjuster for all of the competitors, resulting in each hotel's market share. By multiplying the projected market share by the area's usable room night demand, we can determine the total number of room nights captured by a specific hotel. Occupancy is then calculated by dividing the projected number of room nights captured by the property's total number of available room nights.

Multiplying the subject property's projected market share by the estimated room night demand in each segment results in the following estimate of room nights captured by the hotel.

HVS International, Mineola, New York            Projection of Occupancy and   92
                                                Average Rate
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International
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Table 7-10  Room Nights Captured by the Subject Property
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                           1997        1998        1999        2000        2001        2002
                         --------------------------------------------------------------------
Commercial
Demand                   156,949      160,088     168,188     171,552     174,983     178,483
Market Share              0.1464       0.1464      0.1306      0.1297      0.1289      0.1289
Capture                   22,979       23,439      21,972      22,257      22,547      22,998

Meeting and Group
Demand                    47,282       47,991      48,471      48,956      49,446      49,940
Market Share              0.0895       0.0895      0.0842      0.0832      0.0822      0.0822
Capture                    4,233        4,296       4,080       4,072       4,065       4,106

Leisure
Demand                    39,348       39,741      40,138      40,539      40,944      41,353
Market Share              0.1877       0.1877      0.1596      0.1575      0.1534      0.1534
Capture                    7,385        7,458       6,407       6,384       6,280       6,343

Contract
Demand                    10,403       10,403      10,403      10,403      10,403      10,403
Market Share              0.0000       0.0000      0.0000      0.0000      0.0000      0.0000
Capture                        0            0           0           0           0           0
                          ------       ------      ------      ------      ------      ------
    Total Capture         34,597       35,193      32,460      32,714      32,892      33,446

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Dividing the total number of room nights captured by the subject property's number of available room nights per year (calculated as 141 x 365) produces the projected occupancy percentage.

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Table 7-11  Calculation of the Subject Property's Projected Occupancy
--------------------------------------------------------------------------------

                           1997       1998        1999        2000        2001        2002
                         --------------------------------------------------------------------
Total Room Nights
  Captured/Year          34,597      35,193      32,459      32,713      32,892      33,447
Available Room Nights    51,465      51,465      51,465      51,465      51,465      51,465
Occupancy                 67.22%      68.38%      63.07%      63.56%      63.91%      64.99%
Rounded                      67%         68%         63%         64%         64%         65%

--------------------------------------------------------------------------------

For the purpose of forecasting income and expense, we will use the following occupancy levels.

HVS International, Mineola, New York            Projection of Occupancy and   93
                                                Average Rate
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International
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Table 7-12  Occupancy Forecast for the Subject Property
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                    Year                   Occupancy
                ------------------------------------
                    1997                      67%
                    1998                      68
                 Stabilized                   64

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Although the preceding room night analysis shows the subject property achieving occupancies ranging from 63% in 1999 to 65% in 2002, we have chosen to use a stabilized occupancy level of 64%. The stabilized occupancy is intended to reflect the anticipated results of the property over its remaining economic life, given any and all changes in the life cycle of the hotel. Thus, the stabilized occupancy excludes from consideration any abnormal relationship between supply and demand, as well as any non-recurring conditions that may result in unusually high or low occupancies. Although the subject property may operate at occupancies above this stabilized level, we believe that it is equally possible for new competition and temporary economic downturns to force the occupancy below this selected point of stability.

AVERAGE RATE ANALYSIS

One of the most important considerations in estimating the value of a lodging facility is a supportable forecast of its attainable average rate, which is more formally defined as the average rate per occupied room. Average rate can be calculated by dividing the total rooms revenue achieved during a specified period by the number of rooms sold during the same period. The projected average rate and the anticipated occupancy percentage are used to forecast rooms revenue, which in turn provides the basis for estimating most other income and expense categories.

Competitive Positioning

The Howard Johnson Plaza's average rate will be projected using a competitive positioning method. This technique begins with an analysis of the average rates achieved by the subject property and its competitors. These rates establish a range that reflects certain characteristics of the specific market, such as price sensitivity, demand orientation, and occupancy. The subject property's average rate is then compared to those of the hotels to which it is most similar in terms of size, quality, facilities, amenities, market orientation, location, management, image, and affiliation. Adjustments are made to reflect any relevant differences.

HVS International, Mineola, New York            Projection of Occupancy and   94
                                                Average Rate
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International
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Although the average rate analysis presented here follows the occupancy projections, these two statistics are highly correlated; in reality, one cannot project occupancy without making specific assumptions regarding average rate. This relationship is best illustrated by RevPAR, which reflects a property's ability to maximize rooms revenue. The following table summarizes the 1996 average rate and RevPAR of the subject property and its competitors.

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Table 7-13  1996 Average Rate and RevPAR of the Primary Competitors
--------------------------------------------------------------------------------

                                    1996                       1996
                                   Average                Rooms Revenue
Property                          Room Rate             Per Available Room
--------------------------------------------------------------------------------
Subject Property                    $63.00                     $39.69
Holiday Inn Hasbrouck Heights        66.00                      50.16
Holiday Inn Saddle Brook             73.00                      49.64
Ramada Rochelle Park                 66.00                      49.50
                                    ------                     ------
    Averages                        $66.82                     $47.81

--------------------------------------------------------------------------------

The Holiday Inn Saddle Brook maintains the highest average rate in 1996, projected at $73 for year-end 1996, followed by the Holiday Inn Hasbrouck Heights and the Ramada Rochelle Park, at $66. It is also important to note that the average rate at the Holiday Inn Hasbrouck Heights is discounted due to its accommodation of contract business, which accounts for approximately 15% of their accommodated demand. The subject property trails, with a projected 1996 year-end rate of $63. This discounted rate is largely due to the historically poor positioning of the hotel. The hotel reportedly used to accommodate trucking contracts and local demand which produced low average rates. Additionally, the historically poor condition of the property necessitated a discounting rate strategy.

HVS International, Mineola, New York            Projection of Occupancy and   95
                                                Average Rate
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     HVS
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International
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Average Rate Increases

It is important to note that hotel room rate increases do not necessarily conform to the underlying monetary inflation rate, because lodging facilities are influenced by market conditions such as the relationship between supply and demand. A hotel's ability to raise room rates is affected by a number of factors, including the following.

o Supply and Demand Relationships - The relationship between supply and demand is one of the factors that determine hotel occupancies and average rates. Strong markets where lodging demand is increasing faster than supply are often characterized by rate growth that exceeds inflation. Markets that are overbuilt or suffering from declining demand are unlikely to exhibit any significant increases in average rates.

o Inflationary Pressures - Price increases caused by inflation affect hotel room rates by eroding profit margins and encouraging operators to raise prices. This strategy is effective only in markets that are characterized by a healthy supply and demand relationship.

o Improving the Competitive Standard - When a new lodging facility enters a mature market, its rates may be set higher than the marketwide average in an effort to justify the development costs. This temporary condition may allow other competitors to achieve corresponding gains by effectively raising the amount the market will bear. However, if the addition to supply has a severe impact on the occupancy levels of other hotels, price competition may ensue.

o Property-Specific Improvements - Changes that make a hotel more or less attractive to guests can have an impact on average rate. An expansion, renovation, upgrading, or the introduction of additional facilities and amenities may enable greater-than-inflationary room rate increases. Likewise, deferred maintenance may make a property less competitive, engendering a decline in room rates.

In determining average rate projections, changes that occur prior to occupancy stabilization are generally attributable to factors that are specific to the property and the market. After a hotel achieves a stabilized occupancy, room rates are generally expected to continue to increase at the underlying inflation rate throughout the remainder of the projection period.

Our forecast of the subject property's average rate recognizes the recent renovation, which has enhanced the hotel's ability to compete with other local lodging facilities. We have also taken into account the re-positioning

HVS International, Mineola, New York            Projection of Occupancy and   96
                                                Average Rate
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     HVS
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International
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of the hotel's marketing efforts. Marketwide average rates rose by 4.8% in 1994, by 3.6% in 1995, and by 7.8% for year-to-date 1996 (according to Smith Travel Research). In consideration of these trends, as well as the improving market image of the property and market re-positioning, we believe that it is reasonable to expect the Howard Johnson's average rate to increase by 4.0% in 1997. In the second projection year, while demand remains strong and supply remains constant, we expect an increase of 5.0% in average rate. From the third projection year onward, average rate gains are expected to stabilize at the underlying inflation rate of 3.5% annually. Based on these considerations, the following table shows our projection of average rate increases.

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Table 7-14  Average Rate Forecast
--------------------------------------------------------------------------------

                             Areawide  Subject Property's   Subject Property's
                   Areawide    Rate          Rate               Projected
     Year         Occupancy  Increase      Increase            Average Rate
-------------------------------------------------------------------------------
Positioned Base     ---         ---           ---                $63.00
     1997            72 %    3% to 5%         4.0 %               65.53
     1998            73       4 to 6          5.0                 68.80
  Stabilized         67       3 to 4          3.5                 71.21

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The following average rates will be used to project the subject property's rooms revenue.

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Table 7-15  Forecast of Occupancy and Average Rate
--------------------------------------------------------------------------------

          Year                   Occupancy              Average Rate
      -------------------------------------------------------------------
          1997                      67%                     $65.53
          1998                      68                       68.80
       Stabilized                   64                       71.21

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HVS International, Mineola, New York                    Highest and Best Use  97
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8.    Highest and Best Use

The concept of highest and best use recognized by the Appraisal Institute distinguishes between the highest and best use of the land (as though vacant) and that of the property (as improved). Highest and best use is defined as:

      The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

The concept of highest and best use is the premise upon which value is based, and is a product of competitive forces in the marketplace. The principle of balance holds that real property value is created and sustained when contrasting, opposing, or interacting elements are in a state of equilibrium. This principle applies to relationships among various property components as well as the relationship between the costs of production and the property's productivity. The point of economic balance is achieved when the combination of land and building is optimal (i.e., when no marginal benefit or utility is achieved by adding another unit of capital). The law of increasing returns holds that larger amounts of the agents of production produce greater net income up to a certain point, after which the law of diminishing returns is applied.(2)

It is important to recognize that the highest and best use of the land (as though vacant) may differ from the highest and best use of the property (as improved). This differential may occur when a site has existing improvements and the highest and best use of the land differs from the current use. Nonetheless, the current property use will continue until the value of the land under its highest and best use exceeds the value of the property in its current use, plus the cost to remove the existing improvements.


(1) The Appraisal of Real Estate - Tenth Edition, Appraisal Institute, Chicago, IL, 1992, p. 45.

(2)   Ibid., p. 40.

HVS International, Mineola, New York                    Highest and Best Use  98
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In consideration of the factors influencing development in the immediate area, it is the appraisers' opinion that the highest and best use of the subject site, as vacant, would be a transient lodging facility.

Based on the fact that the value of the land does not exceed the value of the hotel plus the cost of demolition, it is our opinion that the subject property's highest and best use, as improved, is its current use as a lodging facility.

HVS International, Mineola, New York                     Approaches to Value  99
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9.    Approaches to Value

In appraising real estate for market value, the appraiser has three approaches from which to select: the income capitalization, sales comparison, and cost approaches. Although all three valuation procedures are given consideration, the inherent strengths of each approach and the nature of the subject property must be evaluated to determine which will provide supportable estimates of market value. The appraiser is then free to select one or more of the appropriate approaches in arriving at a final value estimate.

The Income Capitalization Approach

The income capitalization approach takes a property's projected net income before debt service and allocates this future benefit to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component is calculated. The total of the mortgage component and the equity component equals the value of the property. This approach is often selected as the preferred valuation method for income- producing properties, because it most closely reflects the investment rationale of knowledgeable buyers.

The Sales Comparison Approach

The sales comparison approach estimates the value of a property by comparing it to similar properties that have been sold on the open market. To obtain a supportable estimate of value, the sales price of a comparable property must be adjusted to reflect any dissimilarities between it and the property being appraised.

The sales comparison approach may provide a useful value estimate in the case of simple forms of real estate, such as vacant land and single-family homes, where the properties are homogeneous and the adjustments are few and relatively simple to compute. In the case of complex investments such as shopping centers, office buildings, restaurants, and lodging facilities, where the adjustments are numerous and more difficult to quantify, the sales comparison approach loses much of its reliability.

HVS International, Mineola, New York                    Approaches to Value  100
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Hotel investors typically do not employ the sales comparison approach in reaching their final purchase decisions. Factors such as the lack of recent sales data, the numerous insupportable adjustments that are necessary, and the general inability to determine the true financial terms and human motivations of comparable transactions often make the results of this technique questionable. Although the sales comparison approach may provide a range of values that supports the final estimate, reliance on this method beyond the establishment of broad parameters is rarely justified by the quality of the sales data.

The market-derived capitalization rates sometimes used by appraisers are susceptible to the same shortcomings inherent in the sales comparison approach. To substantially reduce the reliability of the income capitalization approach by employing capitalization rates obtained from unsupported market data weakens the final value estimate and ignores the typical investment analysis procedures employed by hotel purchasers. Because appraisers are obligated to mirror the actions of the marketplace, we generally give the sales comparison approach minimal weight in the hotel appraisal process beyond bracketing the final estimate.(1)

The Cost Approach

The cost approach estimates market value by computing the current cost to replace the property and subtracting any depreciation resulting from physical deterioration, functional obsolescence, and external (or economic) obsolescence. The value of the land, as if vacant and available, is then added to the depreciated value of the improvements to produce a total value estimate.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements grow older and begin to deteriorate, the resultant loss in value becomes increasingly difficult to quantify accurately. We find that knowledgeable hotel buyers base their purchase decisions on economic factors such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, this approach is given minimal weight in the


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 209.

HVS International, Mineola, New York                    Approaches to Value  101
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hotel valuation process. As noted in Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, "the cost approach is seldom used to value existing hotels and motels."(1)

Reconciliation

The final step in the valuation process is the reconciliation and correlation of the value indications. Factors that are considered in assessing the reliability of each approach include the purpose of the appraisal, the nature of the subject property, and the reliability of the data used. In reconciliation, the applicability and supportability of each approach is considered and the range of value indications is examined. The most significant weight is given to the approach that produces the most reliable solution and most closely reflects the criteria used by typical investors.

Our nationwide experience with numerous hostelry buyers and sellers indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the investors who constitute the marketplace. For this reason, the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in the hotel valuation process.


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 208.

HVS International, Mineola, New York         Income Capitalization Approach  102
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10.   Income Capitalization Approach

The income capitalization approach is based on the principle that the value of a property is indicated by its net return, or what is known as the present worth of future benefits. The future benefits of income-producing properties, such as hotels, are net income before debt service and depreciation (as estimated by a forecast of income and expense) and any anticipated reversionary proceeds from a sale. These future benefits can be converted into an indication of market value through a capitalization process and discounted cash flow analysis. Using the income capitalization approach, the subject property has been valued by analyzing the local market for transient accommodations, examining existing and proposed competition, and developing a forecast of income and expense that reflects current and anticipated income trends and cost components through a stabilized year of operation.

The forecast of income and expense is expressed in current dollars for each year. The stabilized year is intended to reflect the anticipated operating results of the property over its remaining economic life, given any or all applicable stages of build-up, plateau, and decline in the life cycle of the hotel. Thus, income and expense estimates from the stabilized year forward exclude from consideration any abnormal relationship between supply and demand, as well as any non-recurring conditions that may result in unusual revenues or expenses.

As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, published by the Appraisal Institute, "of the three valuation approaches available to the appraiser, the income capitalization approach generally provides the most persuasive and supportable conclusions when valuing a lodging facility."(1) This text recommends that using a ten-year forecast and an equity yield rate "most accurately reflects the actions of typical hotel buyers, who purchase properties based


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

HVS International, Mineola, New York         Income Capitalization Approach  103
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on their leveraged discounted cash flow."(1) The simpler procedure of using a ten-year forecast and a discount rate is "less reliable because the derivation of the discount rate has little support. Moreover, it is difficult to adjust the discount rate for changes in the cost of capital."(2)

We have used both methods to discount the subject property's projected net income into an estimate of value. Method One is a ten-year discounted cash flow analysis in which the cash flow to equity and the equity reversion are discounted to the present value at the equity yield rate, and the income to the mortgagee is discounted at a mortgage interest rate. The sum of the equity and mortgage values is the total property value. Method Two is a simple ten-year discounted cash flow analysis in which the annual net income before debt service and the reversionary proceeds following a sale at the end of the tenth year are discounted back to the date of the appraisal at an overall discount rate, and then totaled to produce an indication of the present worth of future benefits.

To convert the projected income stream into an estimate of value through Method One, the anticipated net income (before debt service and depreciation) is allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. The total of the mortgage component and the equity component equals the value of the property. The process is described as follows.

1. The terms of typical hotel financing are set forth, including interest rate, amortization term, and loan-to-value ratio.

2. An equity yield rate of return is established. Numerous hotel buyers base their equity investments on a ten-year equity yield rate projection that takes into account ownership benefits such as periodic cash flow distributions, residual sale or refinancing distributions that return any property appreciation and mortgage amortization, income tax benefits, and various non-financial considerations such as status and prestige. The equity yield rate is also known as the internal rate of return on equity.


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

(2)   Ibid.

HVS International, Mineola, New York         Income Capitalization Approach  104
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3. The value of the equity component is calculated by first deducting the annual debt service from the projected net income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value. After deducting the mortgage balance at the end of the tenth year and the typical brokerage and legal costs, the equity residual is discounted back to the date of value at the equity yield rate. The net income to equity for each of the ten projection years is also discounted to the present value. The sum of these discounted values equates to the value of the equity component. Adding the equity component to the initial mortgage balance yields the overall property value.

      Because the mortgage and the debt service amounts are unknown but the loan-to-value ratio was determined in Step #1, the preceding calculation can be solved through an iterative process or by use of a linear algebraic equation that computes the total property value. The algebraic equation that solves for the total property value using a ten-year mortgage and equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique." 14

4. The value is proven by allocating the total property value between the mortgage and equity components and verifying that the rates of return set forth in Steps #1 and #2 can be met from the projected net income.

The process of converting the projected income stream into an estimate of value through Method Two is described as follows.

1. A discount rate is established by evaluating the total property yield derived by Method One. Occasionally, the discount rate may be adjusted slightly based on the total property yields indicated by recent transactions involving hotels similar to the subject property.

2. The reversionary value is calculated by capitalizing the 11th-year net income by the terminal capitalization rate and deducting typical brokerage and legal fees.


(1) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

HVS International, Mineola, New York         Income Capitalization Approach  105
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3. The ten-year forecast of net income (before debt service and depreciation) and the reversionary value are discounted to the date of value at the rate derived above.

Review of Operating History

Because the Howard Johnson Plaza is an existing hotel with an established operating performance, its historical income and expense experience can serve as a basis for projections. The subject property opened in 1969, and achieved occupancy levels of 55.4% in 1994 (partial year April through December), 55.7% in 1995, and 60.4% for year-to-date August 1996. The following income and expense statements were provided by Ashford Hotel Corporation, and are unaudited. Where applicable, we have reorganized the statements in accordance with the Uniform System of Accounts for Hotels.

HVS International, Mineola, New York         Income Capitalization Approach  106
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Table 10-1  Historical Operating Performance  ($+,000)
--------------------------------------------------------------------------------

Partial Year Ending August:                       1996                                                1995
                             ---------------------------------------------       ---------------------------------------------
              Total Rooms:      141                                                 141
           Occupied Rooms:   20,069                                              16,451
      Complimentary Rooms:      711                                               1,766
                Days Open:      244                Amount per   Amount per          243                Amount per   Amount per
                Occupancy:    60.4%   Percentage    Available    Occupied         53.2%   Percentage    Available    Occupied
             Average Rate:   $63.10   of Revenue      Room         Room          $60.10   of Revenue      Room         Room
------------------------------------------------------------------------------------------------------------------------------
REVENUE
  Rooms                      $1,266      89.6 %      $8,981       $63.10           $989      88.6 %      $7,012       $60.10
  Telephone                      59       4.2           419         2.94             42       3.8           299         2.56
  Net Other Income               88       6.2           626         4.40             85       7.6           603         5.17
    Total                     1,414     100.0        10,026        70.44          1,116     100.0         7,913        67.82
------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES
  Rooms                         240      18.9         1,700        11.94            224      22.6         1,586        13.60
  Telephone                      31      52.9           222         1.56             26      60.7           181         1.55
    Total                       271      19.2         1,922        13.50            249      22.3         1,767        15.15
------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME           1,143      80.8         8,104        56.94            867      77.7         6,146        52.68
------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
  Administrative & General      190      13.4         1,347         9.46            164      14.7         1,166         9.99
  Management Fee                 43       3.1           307         2.16             35       3.1           245         2.10
  Marketing                      77       5.5           548         3.85            134      12.0           952         8.16
  Franchise Fees                 67       4.7           473         3.32             53       4.7           373         3.20
  Property Oper. & Maint.       127       9.0           902         6.34             91       8.2           648         5.56
  Energy                        126       8.9           893         6.27            157      14.1         1,113         9.54
    Total                       630      44.6         4,469        31.40            634      56.8         4,497        38.54
------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                    513      36.2         3,635        25.54            232      20.9         1,649        14.14
------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
  Property Taxes                100       7.1           709         4.98             85       7.6           600         5.14
  Insurance                      24       1.7           174         1.22             23       2.0           162         1.39
  Reserve for Replacement        53       3.8           376         2.64             46       4.1           326         2.80
  Ground Lease                  130       9.2           923         6.48            130      11.7           923         7.91
    Total                       308      21.8         2,182        15.33            284      25.4         2,011        17.24
------------------------------------------------------------------------------------------------------------------------------
      NET INCOME               $205      14.4 %      $1,453       $10.21           ($51)     -4.5 %       ($362)      ($3.10)
------------------------------------------------------------------------------------------------------------------------------

* Departmental expense ratios are expressed as a percentage of departmental revenues.

--------------------------------------------------------------------------------

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Table 10-2  Historical Operating Performance  ($+,000)
--------------------------------------------------------------------------------

                                         Calendar Year 1995                            1994 (Partial Year, Starting April)
                               -------------------------------------------         -------------------------------------------
               Total Rooms:       141                                                 141
            Occupied Rooms:    26,038                                              17,517
       Complimentary Rooms:     2,637                                               1,236
                 Days Open:       365               Amount per   Amount per            240               Amount per   Amount per
                 Occupancy:     55.7%   Percentage   Available    Occupied           55.4%   Percentage   Available    Occupied
              Average Rate:    $60.93   of Revenue     Room         Room            $52.65   of Revenue     Room         Room
--------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                       $1,586      88.3 %     $11,251       $60.93           $922      88.4 %      $6,540       $52.65
   Telephone                       71       4.0           505         2.74             30       2.9           215         1.73
   Net Other Income               138       7.7           981        14.02             91       8.7           645         5.19
      Total                     1,796     100.0        12,738        68.98          1,043     100.0         7,400        59.57
--------------------------------------------------------------------------------------------------------------------------------
 DEPARTMENTAL EXPENSES
   Rooms                          365      23.0         2,589        14.02            199      21.6         1,415        11.39
   Telephone                       48      66.8           337         1.83             22      72.0           154         1.24
      Total                       413      23.0         2,926        15.84            221      21.2         1,569        12.63
--------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME             1,383      77.0         9,812        53.13            822      78.8         5,831        46.94
--------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General       260      14.5         1,842         9.97            164      15.7         1,165         9.38
   Management Fee                  55       3.1           393         2.13             32       3.1           226         1.82
   Marketing                      211      11.7         1,496         8.10             51       4.9           364         2.93
   Franchise Fees                  84       4.6           592         3.21             49       4.7           347         2.79
   Property Oper. & Maint.        144       8.0         1,020         5.53            103       9.8           728         5.86
   Energy                         221      12.3         1,569         8.50             93       8.9           661         5.32
      Total                       975      54.2         6,913        37.43            492      47.1         3,491        28.10
--------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                      409      22.8         2,899        15.70            330      31.7         2,340        18.84
--------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                 127       7.1           902         4.88             66       6.4           471         3.80
   Insurance                       34       1.9           239         1.29             31       2.9           218         1.76
   Reserve for Replacement         74       4.1           524         2.84              0       0.0             0         0.00
   Ground Lease                   195      10.9         1,384         7.50            114      10.9           807         6.50
      Total                       430      24.0         3,049        16.51            211      20.2         1,497        12.05
--------------------------------------------------------------------------------------------------------------------------------
        NET INCOME               ($21)     -1.2 %       ($150)      ($0.81)          $119      11.5 %        $843        $6.79
--------------------------------------------------------------------------------------------------------------------------------

* Departmental expense ratios are expressed as a percentage of departmental revenues.

--------------------------------------------------------------------------------

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These historical income and expense statements show that operating efficiencies have been achieved in the rooms department year-to-date, showing a decline from 22.6% to 18.9%. Efficiencies have also been achieved in the telephone department; expenses in this department were 72.0% of telephone revenue in 1994, and 66.8% in 1995; year-to-date efficiencies have also been achieved, illustrating a decline from 60.7% to 52.9%. Operating expenses have remained relatively stable; a fluctuation in marketing expense is attributed to a regional marketing director's salary that was temporarily allocated in its entirety to the subject property. Declines achieved in energy for year-to-date, 1996 are attributed to the assignment of energy expenses allocated with the restaurant to the restaurant lessee.

Forecast of Income and Expense

The forecast of income and expense is intended to reflect the appraiser's subjective estimate of how a typical buyer would project the subject property's future operating results. Depending on the dynamics of the local market, a typical buyer's projection may be adjusted upward or downward. We have attempted to consider these factors in formulating this forecast.

HVS International uses a fixed-and-variable component model to project a lodging facility's revenue and expense levels. This model is based on the premise that hotel revenues and expenses have one component that is fixed, and another that varies directly with occupancy and facility usage. A projection can be made by taking a known level of revenue or expense and calculating its fixed and variable components. The fixed component is then held constant, while the variable component is adjusted for the percent change between the projected occupancy and facility usage and that which produced the known level of revenue or expense.

Base-Year Statement of Income and Expense

Based on our review of the operating histories of the subject property and comparable hotels, we have derived a base-year statement of income and expense expressed in 1996 dollars. The units of comparison include a percentage of departmental and total revenue, amounts per available room, and amounts per occupied room. The income and expense ratios reflect an occupancy level of 55.7%. The base-year profit and loss statement will be used to determine the relationship between the fixed and variable components.

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================================================================================
Table 10-3  Base-Year Statement of Income and Expense  ($+,000)
--------------------------------------------------------------------------------

Calendar Year:                                            1995
                                    --------------------------------------------
Number of Rooms:                       141
Occupancy:                           55.7%  Percent of  Amount per    Amount per
Average Rate:                       $60.93     Total     Available     Occupied
Occupied Rooms:                     26,038    Revenue       Room         Room
--------------------------------------------------------------------------------
Revenue:
  Rooms                             $1,586      88.3 %     $11,251      $60.93
  Telephone                             71       4.0           505        2.74
  Net Other Income                     138       7.7           981        5.31
Total Revenue                        1,796     100.0        12,738       68.98
--------------------------------------------------------------------------------
Expenses:
  Rooms *                              397      25.0         2,813       15.23
  Telephone *                           40      56.8           287        1.55
  Administrative & General             278      15.5         1,969       10.66
  Management Fee                        54       3.0           382        2.07
  Marketing                            163       9.1         1,156        6.26
  Franchise Fees                        63       3.5           450        2.44
  Property Oper. & Maint.              158       8.8         1,122        6.08
  Energy                               183      10.2         1,295        7.01
  Property Taxes                       144       8.0         1,023        5.54
  Insurance                             42       2.4           300        1.62
  Reserve for Replacement               72       4.0           510        2.76
  Ground Lease                         195      10.9         1,383        7.49
Total Expenses                       1,789      99.6        12,689       68.72
--------------------------------------------------------------------------------
Net Income                              $7       0.4 %         $49       $0.26
================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues.

--------------------------------------------------------------------------------

Inflation Assumptions

The base revenue and expense amounts are inflated to reflect current dollars for each projection year. Line items can be affected by different factors.

We must establish a general rate of inflation that will be applied to most revenue and expense categories. The following table shows inflation estimates made by economists at some noted institutions and corporations.

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Table 10-4  Inflation Estimates
--------------------------------------------------------------------------------

                                      Projected Increase in Consumer Price Index
                                      (Annualized Rate Versus 12 Months Earlier)
                                      ------------------------------------------
                                                   November        May
Source                                             of 1996       of 1997
--------------------------------------------------------------------------------
Maureen Allyn, Scudder Stevens Clark                  3.1%          2.3%
Wayne Angell, Bear Stearns                            3.0           3.2
Richard Berner, Mellon Bank                           2.9           2.8
David Berson, Fannie Mae                              2.9           2.8
David Blitzer, S&P                                    3.0           2.7
Paul Boltz, T. Rowe Price                             3.2           3.5
David Bostian, Herzog, Heine, Geduld                  2.9           2.5
Philip Braverman, DKB Securities                      3.0           2.8
William Brown, J.P. Morgan                            3.3           3.2
Rosanne Cahn, CS First Boston                         3.1           2.6
James Coons, Huntington National Bank                 3.2           3.0
Michael Cosgrove, The Econoclast                      3.2           3.3
Dewey Daane, Vanderbilt University                    3.4           3.6
Robert Dederick, Northern Trust                       3.1           3.4
W.Dudley, Goldman Sachs                               3.4           3.2
Michael Englund, MMS Intl.                            3.2           3.3
Michael Evans, Evans Group                            3.0           3.0
Gail Fosler, Conference Board                         3.5           3.6
Maury Harris, Paine Weber, Inc.                       2.8           2.8
Tracy Herrick, Jefferies & Co.                        3.2           3.6
Stuart Hoffman, PNC Bank                              3.1           2.8
William Hummer, Wayne Hummer                          2.9           3.0
Edward Hyman, ISI Group                               2.8           2.1
Saul Hymans, University of Michigan                   2.7           1.7
Mieczyslaw Karczmar, Deutsche Bank                    2.8           3.2
Kurt Karl, WEFA Group                                 2.6           2.3
Irwin Kellner, Chase Manhattan Bank                   2.6           2.3
D. Laufenberg, American Express Financial Advisors    3.2           3.4
Michelle Laughlin, Sanwa Securities                   3.0           3.2
Carol Leisenring, CoreStates Financial                2.7           2.5
Richard Lemmon, General Motors                        3.0           3.0
Mickey Levy, NationsBank Capital Markets              2.6           2.4
David Littmann, Comerica                              3.1           3.0
John Lonski, Moody's Investors Service                3.3           3.2
Paul McCulley, UBS Securities                         3.0           2.8
John McDevitt, 3M                                     2.6           2.5
Arnold Moskowitz, Moskowitz Capital                   3.1           3.5
John Mueller, LBMC, Inc.                              3.2           2.5
David Munro, High Frequency Econ.                     3.0           2.5
Carl Palash, MCM MoneyWatch                           3.0           3.0
Nicholas Perna, Fleet Financial Group                 3.3           3.3
Elliott Platt, Donaldson Lufkin                       2.8           2.0
Maria F. Ramirez, MF Ramirez                          3.0           3.0
Donald Ratajczak, Georgia State University            3.0           3.3
David Resler, Nomura Securities International         2.9           2.6
Allan Reynolds, Hudson Institute                      3.3           3.6
Richard Rippe, Prudential Securities                  3.1           3.3
A. Gary Schilling, Schilling & Co.                    3.0           3.0
Allen Sinai, Lehman Brothers                          3.2           3.4
James Smith, University of North Carolina             2.1           1.9
Susan Sterne, Economic Analysis                       2.5           2.5
Donald Straszheim, Merrill Lynch                      2.7           2.3
Thomas Synott III, U.S. Trust Company                 3.3           3.4
John Williams, Bankers Trust                          3.0           3.1
Raymond Worseck, A.G. Edwards                         3.6           3.3
David Wyss, DRI/McGraw-Hill                           3.0           2.5
Edward Yardeni, Deutsche Morgan Grenfell              2.2           2.0
Mark Zandi, Regional Financial Associates             3.0           3.2
                                                     -----         -----
                  Averages                            3.0%          2.9%

                    Source: Wall Street Journal, July 1, 1996

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The preceding table shows inflation forecasts averaging 3.0% through November of 1996 and 2.9% through May of 1997. Most of the economists in the sample estimate inflation rates ranging from 2.5% to 3.4% for the 12-month period, although several anticipate levels of slightly greater than 3.4%. As a further check on these inflation projections, we have reviewed historical increases in the Consumer Price Index.

Because the value of real estate is predicated on cash flows over a relatively long period, inflation should be considered from a long-term perspective. Between 1986 and 1994, the national CPI increased at an average annual compounded rate of 3.8%. In consideration of these historical trends, the projections set forth above, and our assessment of probable property appreciation levels, we have selected an annual stabilized inflation rate of 3.5%.

One of the exceptions to this general inflation assumption is the projected growth in average rate. As noted earlier, increases in the subject property's room rate are projected as follows.

================================================================================
Table 10-5  Projected Growth in Average Rate
--------------------------------------------------------------------------------

                                               Increase From
                Year                           Previous Year
        ----------------------------------------------------------
                1997                                2.4%
                1998                                5.0
             Thereafter                             3.5

--------------------------------------------------------------------------------

Using these inflation assumptions, the base-year income and expense statement (which is expressed in 1996 dollars) is inflated to arrive at projections. Each revenue and expense category will be projected using the inflated base statement to determine the fixed-and-variable component relationships.

Rooms Revenue

Rooms revenue is determined by two variables: occupancy and average rate. Earlier in this report, we estimated the subject property's occupancy and average rate as follows.

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Table 10-6  Projected Occupancy and Average Rate
--------------------------------------------------------------------------------

                                                1997        1998      Stabilized
     ---------------------------------------------------------------------------
     Forecast of Occupancy Percentage           67.0 %      68.0 %       64.0 %
     Forecast of Average Rate                 $65.53      $68.80       $71.21

--------------------------------------------------------------------------------

Rooms revenue is calculated as follows.

================================================================================
Table 10-7  Forecast of Rooms Revenue
--------------------------------------------------------------------------------

                                                         Number     Forecast of
   Calendar      Projected      Average      Number      of Days   Rooms Revenue
    Years        Occupancy     Room Rate    of Units     in Year      (+,000)
--------------------------------------------------------------------------------
     1997           67.0    X    $65.53   X    141    X    365    =    $2,260
     1998           68.0    X     68.80   X    141    X    365    =     2,408
  Stabilized        64.0    X     71.21   X    141    X    365    =     2,346

--------------------------------------------------------------------------------

Telephone Revenue

Telephone revenue is generated by hotel guests who charge local and long-distance calls to their rooms, and by individuals who use the property's public telephones. Prior to the de-regulation of the telephone industry in the early 1980s, hotels were limited to a 15% commission on long-distance calls, a mark-up that allowed few profits. De-regulation and the development of sophisticated call-accounting equipment have resulted in profitable telephone departments. State-of-the-art equipment is capable of least-cost routing, automatic price billing, and posting telephone charges to guest folios. Hotels can select among various long-distance services, and can also work with any one of a number of Alternative Operator Services (AOS). These systems route and price calls, and may provide additional services.

In recent years, the hospitality industry has experienced diverging trends with respect to telephone revenue. Prices per call have increased - in some cases, dramatically, yielding departmental profits as high as 50% to 55%. However, the number of long-distance calls billed per occupied room has declined as a result of the extensive use of long-distance carrier services that can be accessed locally or through a toll-free number. When guests charge long-distance calls to their personal or business accounts in this manner, the

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hotel loses the revenue associated with long-distance tariffs and mark-ups, and only receives an access fee.

Most telephone revenue varies directly with changes in occupancy. However, there is a small fixed component consisting of public telephone revenue, which is primarily generated by individuals using the hotel's food, beverage, and meeting facilities. Using this fixed-and-variable relationship, the subject property's telephone revenue is projected as follows.

================================================================================
Table 10-8  Forecast of Telephone Revenue
--------------------------------------------------------------------------------

                                         1997            1998        Stabilized
--------------------------------------------------------------------------------
Total Telephone Revenue (+,000)       $    90         $    95         $    93
Percent of Total Revenue                  3.6%            3.6%            3.6%
Amount Per Available Room             $   638         $   674         $   660
Amount Per Occupied Room              $  2.61         $  2.71         $  2.82

--------------------------------------------------------------------------------

Net Other Income

Other income is derived from sources other than guestrooms, food and beverages, and telephone services. Depending on the type of hotel and the facilities and amenities offered, other income may include the following items.

o Rentals - stores, office space, concession space, showcases, clubs, and storage.

o Commissions from auto rentals, photography, telegrams, and vending services.

o Concessions - revenue derived from charges for the privilege of operating departments that could be operated by the hotel. Gift shops, barber shops, and beauty salons are often operated as concessions.

o     Laundry, dry cleaning, and fax services.

o Cash discounts earned - discounts from creditors' accounts for payment within the discount period. This item does not include trade discounts, which are a deduction from the cost of goods sold.

o     Electronic games and pinball machines.

o     Forfeited advance deposits and guaranteed no-shows.

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o Service charges - service charges that are added to a customer's account but are not paid to service personnel.

o     Interest income - interest from house accounts.

o     Salvage - revenue from the sale of old or obsolete items.

Other income is highly sensitive to changes in occupancy and slightly correlated to food and beverage volume. Using this fixed-and-variable relationship, the subject property's other income is projected as follows.

================================================================================
Table 10-9  Forecast of Other Income
--------------------------------------------------------------------------------

                                         1997            1998        Stabilized
--------------------------------------------------------------------------------
Total Net Other Income (+,000)        $   157         $   164         $   166
Percent of Total Revenue                  6.3%            6.1%            6.4%
Amount Per Available Room             $ 1,113         $ 1,163         $ 1,177
Amount Per Occupied Room              $  4.55         $  4.69         $  5.04

--------------------------------------------------------------------------------

Rooms Expense

Rooms expense consists of items related to the sale and upkeep of guestrooms and public space. Salaries, wages, and employee benefits account for a substantial portion of this category. Although payroll varies somewhat with occupancy (because managers can schedule maids, bell personnel, and house cleaners to work when demand requires), much of a hotel's payroll is fixed. Front desk personnel, public area cleaners, the housekeeper, and other supervisors must be maintained at all times. As a result, salaries, wages, and employee benefits are only moderately sensitive to changes in occupancy.

Commissions represent remuneration to travel agents for booking rooms. Because these fees are based on a percentage of rooms revenue, they are highly dependent on occupancy and rate. Reservations is a similar expense that reflects the cost of a franchise reservation system that typically bills as a percentage of rooms revenue. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are only slightly affected by changes in volume. In light of these considerations, we project the subject property's rooms expense as follows.

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Table 10-10  Forecast of Rooms Expense
--------------------------------------------------------------------------------

                                         1997            1998        Stabilized
--------------------------------------------------------------------------------
Total Rooms Expense (+,000)           $   480         $   500         $   503
Percent of Rooms Revenue                 21.2%           20.8%           21.4%
Amount per Available Room             $ 3,404         $ 3,546         $ 3,567
Amount per Occupied Room              $ 13.92         $ 14.29         $ 15.27

--------------------------------------------------------------------------------

Telephone Expense

Telephone expense consists of all costs associated with this department. In the case of small hotels with automated systems, the operation of telephones may be an additional responsibility of front desk personnel; however, most large properties employ full-time operators.

The bulk of the telephone expense consists of the cost of local and long-distance calls billed by the telephone companies that provide these services. Because most calls are made by in-house guests, these costs are moderately correlated to occupancy. Unless a particular hotel department incurs high expenses, use of telephone services by hotel employees is charged to this account. The remaining costs, which include salaries, wages, printing, and other expenses, are moderately fixed. The following table illustrates our forecast of telephone expense.

================================================================================
Table 10-11  Forecast of Telephone Expense
--------------------------------------------------------------------------------

                                         1997            1998        Stabilized
--------------------------------------------------------------------------------
Total Telephone Expense (+,000)       $    46         $    48         $    49
Percent of Telephone Revenue             51.1%           50.5%           52.7%
Amount per Available Room             $   326         $   340         $   348
Amount per Occupied Room              $  1.33         $  1.37         $  1.49

--------------------------------------------------------------------------------

Administrative and General Expense

Administrative and general expense includes the salaries and wages of all administrative personnel who are not directly associated with a particular department. Expense items related to the management and operation of the property are also allocated to this category.

Most administrative and general expenses are relatively fixed. The exceptions are cash overages and shortages; commissions on credit card charges;

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provision for doubtful accounts, which are moderately affected by the number of transactions or total revenue; and salaries, wages, and benefits, which are very slightly influenced by volume.

In recent years, several new items have been added to the administrative and general expense category. Human resources includes the cost of recruiting, relocating, and training personnel. Security consists of the cost of contract security for the property and related expenses.

The general insurance category includes premiums for liability, fidelity, life, theft coverage, and business interruption insurance. Fire and extended-coverage insurance on the building and contents is a separate insurance expense category. Liability insurance covers third-party actions involving bodily injury and personal property, and is typically based on rooms receipts, meeting and banquet income, and food and beverage revenue. Factors that may have an impact on a hotel's liability expense include the size of the meeting, banquet, and restaurant facilities; the ratio between the amount of alcohol served and total food and beverage sales; the presence of a dance floor; a high-rise structure; a swimming pool; life safety support systems; and the guest transportation services provided by the hotel. The following table illustrates our forecast of administrative and general expense.

================================================================================
Table 10-12  Forecast of Administrative and General Expense
--------------------------------------------------------------------------------

                                         1997            1998        Stabilized
--------------------------------------------------------------------------------
Total Administrative &
  General Expense (+,000)             $   325         $   339         $   344
Percentage of Total Revenue              13.0%           12.7%           13.2%
Amount per Available Room             $ 2,305         $ 2,404         $ 2,440
Amount per Occupied Room              $  9.43         $  9.69         $ 10.44

--------------------------------------------------------------------------------

Management Fee

Management expense consists of the basic fee paid to the type of company that is anticipated to operate the subject property. Some companies provide management services alone, while others also provide a brand name affiliation. When a management company has no brand identification, the property owner often acquires a franchise that provides the necessary image and recognition. Although most hotel management companies employ a fee schedule that includes a basic fee (usually a percentage of total revenue) and an incentive fee (usually a percentage of defined profit), the incentive

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portion is often subordinated to debt service and does not appear in a forecast of net income before debt service. Basic hotel management fees are almost always based on a percentage of total revenue, which means they have no fixed component.

Although the incentive fee does not decrease the cash flow available for debt service, it does reduce the potential cash flow to equity, and must be accounted for in the valuation process. Generally, the most appropriate procedure for handling the impact of the incentive fee on the equity component is to use the projected net income before debt service and incentive fee, but adjust the equity dividend or yield rate upward to reflect this added management cost. The adjusted equity dividend and yield rates will be described later in this section.

The subject property is operated by Remington Employers Corporation; the management contract allows for a sum equal to 3% of gross revenues to be paid as a management fee. Based on our review of the current market for management contracts, we are of the opinion that this fee is consistent with prevailing market terms. Applying this management fee structure to the projection of total revenue yields the following forecast of the subject property's management fee.

================================================================================
Table 10-13  Forecast of Management Fee  (+,000)
--------------------------------------------------------------------------------

                                         1997            1998        Stabilized
--------------------------------------------------------------------------------
Management Fee Expense (+,000)        $    75         $    80         $    78

--------------------------------------------------------------------------------

Marketing Expense

Marketing expense consists of all costs associated with advertising, sales, and promotion; these activities are intended to attract and retain customers. Marketing can be used to create an image, develop customer awareness, and stimulate patronage of a property's various facilities.

The marketing category is unique, in that all expense items, with the exception of fees and commissions, are totally controlled by management. Most hotel operators establish an annual marketing budget that sets forth all planned expenditures. If the budget is followed, total marketing expenses can be projected accurately.

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Marketing expenditures are unusual because although there is a lag period before results are realized, the benefits are often extended over a long period. Depending on the type and scope of the advertising and promotion program implemented, the lag time can be as short as a few weeks or as long as several years. However, the favorable results of an effective marketing campaign tend to linger, and a property often enjoys the benefits of concentrated sales efforts for many months.

Marketing expense can be divided into five categories: sales, reservations, advertising and merchandising, other marketing activities, and fees and commissions. Together, these categories include all marketing efforts made by hotel personnel and outside parties. Marketing expenses are fixed, with the exception of reservations, fees, and commissions, which are calculated as a percentage of rooms revenue.

Based on the location of the subject property, the local market for transient accommodations, the competitive environment, and the hotel's anticipated market segmentation, we have developed the following marketing forecast using a fixed-and-variable component model.

================================================================================
Table 10-14  Forecast of Marketing Expense
--------------------------------------------------------------------------------

                                         1997            1998        Stabilized
--------------------------------------------------------------------------------
Total Marketing Expense (+,000)       $   190         $   199         $   202
Percentage of Total Revenue               7.6%            7.5%            7.8%
Amount per Available Room             $ 1,348         $ 1,411         $ 1,433
Amount per Occupied Room              $  5.51         $  5.69         $  6.13

--------------------------------------------------------------------------------

Franchise Fee

Franchise expense represents the fees paid to Howard Johnson for the use of the company's name, trade marks, and service marks. The following table illustrates the projection of the subject property's franchise fee.

================================================================================
Table 10-15  Forecast of Franchise Fee  (+,000)
--------------------------------------------------------------------------------

                                         1997            1998        Stabilized
--------------------------------------------------------------------------------
Franchise Fees Expense                $    89         $    94         $    92

--------------------------------------------------------------------------------

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Property Operations and Maintenance

Property operations and maintenance expense is another expense category that is largely controlled by management. Except for repairs that are necessary to keep the facility open and prevent damage (e.g., plumbing, heating, and electrical items), most maintenance can be deferred for varying lengths of time.

Maintenance is an accumulating expense. If management elects to postpone performing a required repair, they have not eliminated or saved the expenditure; they have only deferred payment until a later date. A lodging facility that operates with a lower-than-normal maintenance budget is likely to accumulate a considerable amount of deferred maintenance.

The age of a lodging facility has a strong influence on the required level of maintenance. A new or thoroughly renovated property is protected for several years by modern equipment and manufacturers' warranties. However, as a hostelry grows older, maintenance expenses escalate. A well-organized preventive maintenance system often helps delay deterioration, but most facilities face higher property operations and maintenance costs each year, regardless of the occupancy trend. The quality of initial construction can also have a direct impact on future maintenance requirements. The use of high-quality building materials and construction methods generally reduces the need for maintenance expenditures over the long term.

Property operations and maintenance is considered an operating expense; as such, it includes only those components that can be expensed, rather than capitalized, under Internal Revenue Service regulations. For example, if a table leg is broken, the repair of that leg is considered an expense and is chargeable to property operations and maintenance. If the table is replaced, it becomes a capital expenditure, and does not appear under the property operations and maintenance category. Appraisers account for capital replacement of items such as furniture and equipment in the reserve for replacement account, which is discussed later in this section. Property operations and maintenance costs are relatively fixed, and are projected as follows.

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Table 10-16  Forecast of Property Operations and Maintenance Expense
--------------------------------------------------------------------------------

                                         1997            1998        Stabilized
--------------------------------------------------------------------------------
Total Property Oper
  & Maint. Expense (+,000)            $   175         $   181         $   186
Percentage of Total Revenue               7.0%            6.8%            7.1%
Amount per Available Room             $ 1,241         $ 1,284         $ 1,319
Amount per Occupied Room              $  5.08         $  5.17         $  5.65

--------------------------------------------------------------------------------

Energy Expense

The energy consumption of a lodging facility takes several forms, including water and space heating, air conditioning, lighting, cooking fuel, and other miscellaneous power requirements. The most common sources of hotel energy are electricity, natural gas, fuel oil, and steam. This category also includes the cost of water service.

Total energy cost depends on the source and quantity of fuel used. Electricity tends to be the most expensive source, followed by oil and gas. Although all hotels consume a sizable amount of electricity, many properties supplement their energy requirements with less expensive sources, such as gas and oil, for heating and cooking.

A large portion of a hostelry's energy consumption is relatively fixed. Restaurants, kitchens, public areas, and corridors must be continually lighted and climate-controlled, regardless of occupancy. The energy cost of an additional occupied room (i.e., a few hours of light, television, heat, or air conditioning) is minimal. The following table presents our forecast of the subject property's energy expense.

================================================================================
Table 10-17  Forecast of Energy Expense
--------------------------------------------------------------------------------

                                         1997            1998        Stabilized
--------------------------------------------------------------------------------
Total Energy Expense (+,000)          $   201         $   209         $   215
Percentage of Total Revenue               8.0%            7.8%            8.3%
Amount per Available Room             $ 1,426         $ 1,482         $ 1,525
Amount per Occupied Room              $  5.83         $  5.97         $  6.53

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Property Taxes

The estimate of property taxes was detailed in a previous section of this report. The following table summarizes these projections.

================================================================================
Table 10-18  Forecast of Property Taxes  (+,000)
--------------------------------------------------------------------------------

                                         1997            1998        Stabilized
--------------------------------------------------------------------------------
Forecast of Property Taxes            $   155         $   160         $   166

--------------------------------------------------------------------------------

Insurance Expense

The insurance expense category consists of the cost of insuring the hotel and its contents against damage or destruction by fire, weather, sprinkler leakage, boiler explosion, plate glass breakage, and so forth. It does not include liability coverage, which is a component of administrative and general expense.

Insurance rates are based on many factors, including building design and construction, fire detection and extinguishing equipment, fire district, distance from the firehouse, and the area's fire experience. Insurance expenses do not vary with occupancy.

Based on historical levels, we project the subject property's insurance expense at approximately $45,000 in 1997 - the first projection period. In subsequent years, this amount is assumed to increase in tandem with inflation. The following table outlines our projection of insurance expense.

================================================================================
Table 10-19  Forecast of Insurance Expense  (+,000)
--------------------------------------------------------------------------------

                                         1997            1998        Stabilized
--------------------------------------------------------------------------------
Forecast of Insurance Expense         $    45         $    47         $    49

--------------------------------------------------------------------------------

Reserve for Replacement

Furniture, fixtures, and equipment are essential to the operation of a lodging facility, and their quality often influences a property's class. This category includes all non-real estate items that are capitalized, rather than expensed. The furniture, fixtures, and equipment of a hotel are exposed to heavy use and must be replaced at regular intervals. The useful life of these items is determined by their quality, durability, and the amount of guest traffic and use.

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Periodic replacement of furniture, fixtures, and equipment is essential to maintain the quality, image, and income-producing potential of a lodging facility. Because capitalized expenditures are not included in the operating statement but nevertheless affect an owner's cash flow, an appraisal should reflect these expenses in the form of an appropriate reserve for replacement.

Our industry experience indicates that a reserve for replacement of 3% to 5% of total revenue is generally sufficient to provide for the timely replacement of furniture, fixtures, and equipment. Because the reserve for replacement is based on a percentage of total revenue, it has no fixed component.

Based on an analysis of comparable lodging facilities, we believe that a reserve for replacement of 4% of total revenue is sufficient to provide for the periodic replacement of the subject property's furniture, fixtures, and equipment. This amount is consistent with the reserve account contributions currently made by the hotel. The following table summarizes the projected reserve for replacement.

================================================================================
Table 10-20  Forecast of Reserve for Replacement  (+,000)
--------------------------------------------------------------------------------

                                         1997            1998        Stabilized
--------------------------------------------------------------------------------
Reserve for Replacement Expense       $   100         $   107         $   104

--------------------------------------------------------------------------------

Ground Lease

The subject property is subject to a ground lease. The terms of this lease are included in the Addenda to this report. The following table summarizes the projected ground lease payments.

================================================================================
Table 10-21  Ground Lease Payment Projections  (+,000)
--------------------------------------------------------------------------------

                                         1997            1998        Stabilized
--------------------------------------------------------------------------------
Ground Lease                          $   209         $   216         $   224

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Summary of Projections

Based on the preceding analysis, we have formulated a forecast of income and expense. The table on the following page presents a detailed forecast through the stabilized year, including amounts per available room (PAR) and per occupied room (POR). For the purpose of comparison, this table also presents the subject property's most recent full year of operating history. The second table illustrates our ten-year forecast of income and expense in less detail. The forecasts pertain to calendar operating years beginning January 1, 1997, and are expressed in inflated dollars for each year.

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================================================================================
Table 10-22  Detailed Forecast of Income and Expense through the Stabilized Year and Most Recent Operating History: Howard Johnson Plaza, Saddle Brook, New Jersey
--------------------------------------------------------------------------------

                                     Historical Operating Results
                                   ---------------------------------
Calendar Years:                      1995                                1997
Number of Rooms:                      141                                 141
Occupancy:                          55.7%                               67.0%
Average Rate:                      $60.93                              $65.53
Days Open:                            365                                 365
Occupied Rooms:                    26,038  %Gross       PAR      POR   34,482  %Gross       PAR      POR
---------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                           $1,586   88.3 %  $11,251   $60.93   $2,260   90.1 %  $16,028   $65.54
   Telephone                           71    4.0        505     2.74       90    3.6        638     2.61
   Net Other Income                   138    7.7        981     5.31      157    6.3      1,113     4.55
     Total Revenues                 1,796  100.0     12,738    68.98    2,507  100.0     17,780    72.71
---------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                              365   23.0      2,589    14.02      480   21.2      3,404    13.92
   Telephone                           48   66.8        337     1.83       46   51.1        326     1.33
     Total Dept. Expenses             413   23.0      2,926    15.84      526   21.0      3,730    15.25
---------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME                 1,383   77.0      9,812    53.13    1,981   79.0     14,050    57.45
---------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General           260   14.5      1,842     9.97      325   13.0      2,305     9.43
   Management Fee                      55    3.1        393     2.13       75    3.0        532     2.18
   Marketing                          211   11.7      1,496     8.10      190    7.6      1,348     5.51
   Franchise Fees                      84    4.6        592     3.21       89    3.6        631     2.58
   Property Oper. & Maint.            144    8.0      1,020     5.53      175    7.0      1,241     5.08
   Energy                             221   12.3      1,569     8.50      201    8.0      1,426     5.83
     Total Operating Expenses         975   54.2      6,913    37.43    1,055   42.2      7,482    30.60
---------------------------------------------------------------------------------------------------------
HOUSE PROFIT                          409   22.8      2,899    15.70      926   36.8      6,567    26.85
---------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                     127    7.1        902     4.88      155    6.2      1,099     4.50
   Insurance                           34    1.9        239     1.29       45    1.8        319     1.31
   Reserve for Replacement             74    4.1        524     2.84      100    4.0        709     2.90
   Ground Lease                       195   10.9      1,384     7.50      209    8.3      1,482     6.06
      Total                           430   24.0      3,049    16.51      509   20.3      3,610    14.76
---------------------------------------------------------------------------------------------------------
NET INCOME                           ($21)  (1.2)      (149)  ($0.81)    $417   16.5     $2,957   $12.09
=========================================================================================================

Telephone/Rooms                       4.5%                                4.0%
Other Income/Rooms                    8.7%                                6.9%


Calendar Years:                      1998                          Stabilized
Number of Rooms:                      141                                 141
Occupancy:                          68.0%                               64.0%
Average Rate:                      $68.80                              $71.21
Days Open:                            365                                 365
Occupied Rooms:                    34,996  %Gross       PAR      POR   32,938  %Gross       PAR      POR
--------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                           $2,408   90.3 %  $17,078   $68.81   $2,346   90.0 %  $16,638   $71.23
   Telephone                           95    3.6        674     2.71       93    3.6        660     2.82
   Net Other Income                   164    6.1      1,163     4.69      166    6.4      1,177     5.04
     Total Revenues                 2,667  100.0     18,915    76.21    2,605  100.0     18,475    79.09
--------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                              500   20.8      3,546    14.29      503   21.4      3,567    15.27
   Telephone                           48   50.5        340     1.37       49   52.7        348     1.49
     Total Dept. Expenses             548   20.5      3,887    15.66      552   21.2      3,915    16.76
--------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME                 2,119   79.5     15,028    60.55    2,053   78.8     14,560    62.33
--------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General           339   12.7      2,404     9.69      344   13.2      2,440    10.44
   Management Fee                      80    3.0        567     2.29       78    3.0        553     2.37
   Marketing                          199    7.5      1,411     5.69      202    7.8      1,433     6.13
   Franchise Fees                      94    3.5        667     2.69       92    3.5        652     2.79
   Property Oper. & Maint.            181    6.8      1,284     5.17      186    7.1      1,319     5.65
   Energy                             209    7.8      1,482     5.97      215    8.3      1,525     6.53
     Total Operating Expenses       1,102   41.3      7,816    31.49    1,117   42.9      7,922    33.91
--------------------------------------------------------------------------------------------------------
HOUSE PROFIT                        1,017   38.2      7,213    29.06      936   35.9      6,638    28.42
--------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                     160    6.0      1,135     4.57      166    6.4      1,177     5.04
   Insurance                           47    1.8        333     1.34       49    1.9        348     1.49
   Reserve for Replacement            107    4.0        759     3.06      104    4.0        738     3.16
   Ground Lease                       216    8.1      1,532     6.17      224    8.6      1,589     6.80
      Total                           530   19.9      3,759    15.14      543   20.9      3,851    16.49
--------------------------------------------------------------------------------------------------------
NET INCOME                           $487   18.3     $3,454   $13.92     $393   15.0     $2,787   $11.93
========================================================================================================

Telephone/Rooms                       3.9%                                4.0%
Other Income/Rooms                    6.8%                                7.1%

* Departmental expense ratios are expressed as a percentage of departmental revenues.

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Table 10-23  Ten-Year Forecast of Income and Expense, Howard Johnson Plaza,
             Saddle Brook, New Jersey
--------------------------------------------------------------------------------

Calendar Years:                  1997             1998             1999             2000              2001             2002
                              --------------   --------------    --------------   --------------   --------------    -------------
Number of Rooms:                  141              141              141               141              141              141
Occupied Rooms:                34,482           34,996           32,938            32,938           32,938           32,938
Occupancy:                      67.0%  % of      68.0%  % of      64.0%  % of       64.0%  % of      64.0%  % of      64.0%  % of
Average Rate:                  $65.53 Gross     $68.80 Gross     $71.21  Gross     $73.70 Gross     $76.28 Gross     $78.95 Gross
----------------------------  --------------   --------------    --------------   --------------   --------------    -------------
REVENUE
   Rooms                       $2,260  90.1%    $2,408  90.3%    $2,346  90.0%     $2,428 90.0%     $2,513  90.1%    $2,601  90.0%
   Telephone                       90   3.6         95   3.6         93   3.6          96  3.6          99   3.5        103   3.6
   Net Other Income               157   6.3        164   6.1        166   6.4         172  6.4         178   6.4        184   6.4
      Total                     2,507 100.0      2,667 100.0      2,605 100.0       2,696 100.0      2,790 100.0      2,888 100.0
----------------------------  --------------   --------------    --------------   --------------   --------------    -------------
DEPARTMENTAL EXPENSES *
   Rooms                          480  21.2        500  20.8        503  21.4         521 21.5         539  21.4        558  21.5
   Telephone                       46  51.1         48  50.5         49  52.7          51 53.1          52  52.5         54  52.4
      Total                       526  21.0        548  20.5        552  21.2         572 21.2         591  21.2        612  21.2
----------------------------  --------------   --------------    --------------   --------------   --------------    -------------
DEPARTMENTAL INCOME             1,981  79.0      2,119  79.5      2,053  78.8       2,124 78.8       2,199  78.8      2,276  78.8
----------------------------  --------------   --------------    --------------   --------------   --------------    -------------
OPERATING EXPENSES
   Administrative & General       325  13.0        339  12.7        344  13.2         356 13.2         368  13.2        381  13.2
   Management Fee                  75   3.0         80   3.0         78   3.0          81  3.0          84   3.0         87   3.0
   Marketing                      190   7.6        199   7.5        202   7.8         209  7.8         216   7.7        224   7.8
   Franchise Fees                  89   3.6         94   3.5         92   3.5          95  3.5          99   3.5        102   3.5
   Property Oper. & Maint.        175   7.0        181   6.8        186   7.1         193  7.2         200   7.2        207   7.2
   Energy                         201   8.0        209   7.8        215   8.3         223  8.3         230   8.2        238   8.2
      Total                     1,055  42.2      1,102  41.3      1,117  42.9       1,157 43.0       1,197  42.8      1,239  42.9
----------------------------  --------------   --------------    --------------   --------------   --------------    -------------
HOUSE PROFIT                      926  36.8      1,017  38.2        936  35.9         967 35.8       1,002  36.0      1,037  35.9
----------------------------  --------------   --------------    --------------   --------------   --------------    -------------
FIXED EXPENSES
   Property Taxes                 155   6.2        160   6.0        166   6.4         171  6.3         177   6.3        184   6.4
   Insurance                       45   1.8         47   1.8         49   1.9          50  1.9          52   1.9         54   1.9
   Reserve for Replacement        100   4.0        107   4.0        104   4.0         108  4.0         112   4.0        116   4.0
   Ground Lease                   209   8.3        216   8.1        224   8.6         232  8.6         240   8.6        248   8.6
      Total                       509  20.3        530  19.9        543  20.9         561 20.8         581  20.8        602  20.9
----------------------------  --------------   --------------    --------------   --------------   --------------    -------------
NET INCOME                       $417  16.5%      $487  18.3%      $393  15.0%       $406 15.0%       $421  15.2%      $435  15.0%
============================  ==============   ==============    ==============   ==============   ==============    =============


Calendar Years:                 2003             2004              2005             2006
                              -------------    --------------   --------------    -------------
Number of Rooms:                 141               141              141              141
Occupied Rooms:               32,938            32,938           32,938           32,938
Occupancy:                     64.0%  % of       64.0%  % of      64.0%  % of      64.0% % of
Average Rate:                 $81.72  Gross     $84.58 Gross     $87.54 Gross     $90.60 Gross
----------------------------  -------------    --------------   --------------    -------------
REVENUE
   Rooms                      $2,692  90.1%     $2,786  90.0%    $2,883  90.0%    $2,984  90.0%
   Telephone                     106   3.5         110   3.6        114   3.6        118   3.6
   Net Other Income              190   6.4         197   6.4        204   6.4        211   6.4
      Total                    2,988 100.0       3,093 100.0      3,201 100.0      3,313 100.0
----------------------------  -------------    --------------   --------------    -------------
DEPARTMENTAL EXPENSES *
   Rooms                         578  21.5         598  21.5        619  21.5        640  21.4
   Telephone                      56  52.8          58  52.7         60  52.6         62  52.5
      Total                      634  21.2         656  21.2        679  21.2        702  21.2
----------------------------  -------------    --------------   --------------    -------------
DEPARTMENTAL INCOME            2,354  78.8       2,437  78.8      2,522  78.8      2,611  78.8
----------------------------  -------------    --------------   --------------    -------------
OPERATING EXPENSES
   Administrative & General      395  13.2         408  13.2        423  13.2        437  13.2
   Management Fee                 90   3.0          93   3.0         96   3.0         99   3.0
   Marketing                     232   7.8         240   7.8        248   7.7        257   7.8
   Franchise Fees                106   3.5         109   3.5        113   3.5        117   3.5
   Property Oper. & Maint.       214   7.2         221   7.1        229   7.2        237   7.2
   Energy                        247   8.3         255   8.2        264   8.2        274   8.3
      Total                    1,284  43.0       1,326  42.8      1,373  42.8      1,421  43.0
----------------------------  -------------    --------------   --------------    -------------
HOUSE PROFIT                   1,070  35.8       1,111  36.0      1,149  36.0      1,190  35.8
----------------------------  -------------    --------------   --------------    -------------
FIXED EXPENSES
   Property Taxes                190   6.4         197   6.4        204   6.4        211   6.4
   Insurance                      56   1.9          58   1.9         60   1.9         62   1.9
   Reserve for Replacement       120   4.0         124   4.0        128   4.0        133   4.0
   Ground Lease                  257   8.6         266   8.6        275   8.6        285   8.6
      Total                      623  20.9         645  20.9        667  20.9        691  20.9
----------------------------  -------------    --------------   --------------    -------------
NET INCOME                      $447  14.9%       $466  15.1%      $482  15.1%      $499  14.9%
============================  =============    ==============   ==============    =============

* Departmental expense ratios are expressed as a percentage of departmental revenues.

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The conversion of a property's projected net income into an estimate of value is based on the premise that investors typically purchase real estate with a small amount of equity cash (25% to 40%) and a large amount of mortgage financing (60% to 75%). The amounts and terms of available mortgage financing and the rates of return that are required to attract sufficient equity capital form the basis for allocating the net income between the mortgage and equity components and deriving a value estimate.

Mortgage Component

Data for the mortgage component may be developed from statistics of actual hotel mortgages made by long-term lenders. The American Council of Life Insurance, which represents 20 large life insurance companies, publishes quarterly information pertaining to the hotel mortgages issued by its member companies. The following table summarizes the average mortgage interest rates of the hotel loans made by these lenders. In addition, the A corporate bond yield (as reported by Moody's Bond Record) is shown for the purpose of comparison.

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Table 10-24  Average Mortgage Interest Rates and Average A Corporate Bond Yields
--------------------------------------------------------------------------------

                                                            Average A
                                        Average             Corporate
             Period                  Interest Rate         Bond Yield
      ----------------------------------------------------------------------
        1st Quarter 1996                 7.79%                7.37%
        4th Quarter 1995                 8.44                 7.28
        3rd Quarter 1995                 8.61                 7.67
        2nd Quarter 1995                 9.25                 7.87
        1st Quarter 1995                 9.14                 8.50
        3rd Quarter 1994                 9.64                 8.48
        2nd Quarter 1994                 9.38                 8.28
        4th Quarter 1993                 9.38                 7.80
        3rd Quarter 1993                 8.41                 7.28
        2nd Quarter 1993                10.53                 9.65
        4th Quarter 1992                 9.43                 8.48
        3rd Quarter 1992                 9.99                 8.38
        2nd Quarter 1992                 9.47                 8.79
        1st Quarter 1992                10.02                 8.81
        4th Quarter 1991                10.49                 8.97
        3rd Quarter 1991                10.03                 9.29
        2nd Quarter 1991                10.75                 9.45
        3rd Quarter 1990                10.47                 9.89
        2nd Quarter 1990                10.58                 9.83
        4th Quarter 1989                 9.96                 9.42
        3rd Quarter 1989                 9.55                 9.46
        2nd Quarter 1989                10.54                 9.93
        1st Quarter 1989                10.39                10.16
        4th Quarter 1988                10.07                10.03
        3rd Quarter 1988                10.66                10.51
        2nd Quarter 1988                10.09                10.33
        4th Quarter 1987                10.41                10.45
        3rd Quarter 1987                10.00                 9.95
        2nd Quarter 1987                 9.81                 9.46
        1st Quarter 1987                 9.43                 9.19
        4th Quarter 1986                 9.44                 9.55
        3rd Quarter 1986                 9.56                 9.71
        2nd Quarter 1986                 9.80                 9.91
        1st Quarter 1986                10.99                10.62

        Sources: American Council of Life Insurance; Moody's Bond Record

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Because of the six- to nine-month lag time in reporting and publishing hotel mortgage statistics, it is necessary to update this information to reflect current lending practices. Research by HVS International indicates that there is a close mathematical relationship between the average interest rate of a hotel mortgage and the concurrent yield on an average A corporate bond. Through a regression analysis, this relationship is expressed as follows.

                            Y = 2.76078 + 0.782280 X

      Where:      Y   =    Estimated Hotel/Motel Mortgage Interest Rate
                  X   =    Current Average A Corporate Bond Yield
                           (Coefficient of correlation is 96.4%)

The yield on A corporate bonds for the third quarter of 1996, as reported by Moody's Bond Record, was 7.91%. Using a factor of 7.91% in the equation presented above produces an estimated hotel/motel interest rate of 8.95%.

In addition to the mortgage interest rate estimate derived from this regression analysis, HVS International constantly monitors the terms of hotel mortgage loans made by our institutional lending clients. In the past year, we have noted an increase in the availability of debt financing, and many lenders have returned to the market. The current level of lending activity represents a significant increase from the restricted environment of the early 1990s. Nonetheless, the market for hotel mortgage loans remains somewhat tight, particularly when compared to the conditions that prevailed in the mid-to late 1980s. In the current lending climate, strong hotel projects that are structured on an economic basis can secure mortgage financing at interest rates ranging from 8% to 11%, depending on the property, location, affiliation, and operator.

In the 1980s, when hotel mortgages were widely available, loan-to-value ratios typically ranged from 75% to 80%. Amortization schedules were generally based on 30 years, although the term of the loan was more likely to be seven to ten years. The few loans that were underwritten in the early 1990s were based on far more stringent parameters: loan-to-value ratios declined to a range of 50% to 65%, and amortization periods of 20 to 25 years were most common.

With the recent reemergence of hotel financing, loan-to-value requirements and amortization schedules have loosened somewhat. At present, we find

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that lenders who are active in the market are using loan-to-value ratios of 65% to 75%, and amortization periods of 25 to 30 years. The exact terms offered depend on specific factors such as the property's location, the age and quality of the physical facility, local hostelry market conditions, and (perhaps more significantly) the profile of the borrower. The strongest projects typically command the highest loan-to-value ratios.

Based on the preceding analysis of the current lodging industry mortgage market and adjustments for specific factors such as the property's location and conditions in the local hotel market, it is our opinion that a 9.5% interest, 20-year amortization mortgage with a 0.111856 constant is appropriate for the subject property. We believe that a mortgage lender will lend up to 70% of the hotel's market value as determined by this appraisal.

Equity Component

The remaining capital required for a hotel investment generally comes from the equity investor. The rate of return that an equity investor expects over a ten-year holding period is known as the equity yield. Unlike the equity dividend, which is a short-term rate of return, the equity yield specifically considers a long-term holding period (generally ten years), annual inflation-adjusted cash flows, property appreciation, mortgage amortization, and proceeds from a sale at the end of the holding period.

It is difficult to quantify the rate of return required by equity investors who are seeking to purchase hotel properties. To establish an appropriate equity yield rate, HVS International uses two sources of data: past appraisals and investor interviews.

Past Appraisals - During the past 12 months, HVS International has appraised more than 400 hotels, including properties located in most major national markets. Each appraisal used a similar mortgage-equity approach in which income is projected and then discounted to a current value at rates reflecting the cost of debt and equity capital. In the case of hotels that were sold subsequent to our valuations, we are able to determine an appropriate equity yield rate by excluding incentive management fees from the projection of income and expense, inserting the projection into a valuation model, and adjusting the appraised value to reflect the actual sales price by modifying the return assumptions. The following table shows a representative sample of hotels that were sold shortly after we appraised them, along with the imputed equity return based on our valuation approach.

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================================================================================
Table 10-25  Sample of Hotels Sold
--------------------------------------------------------------------------------

                                                            No. of    Date of                      Overall   Total Property   Equity
Hotel                            City and State              Rooms      Sale        Sales Price      Rate        Yield        Yield
------------------------------------------------------------------------------------------------------------------------------------
Ritz-Carlton                     Phoenix, AZ                  281       2/94       $ 23,000,000      11.0%       14.6%         21.7%
Marriott Marina                  Fort Lauderdale, FL          580       2/94         40,000,000      12.2        16.4          26.7
Holiday Inn                      Edison, NJ                   274       3/94         11,803,000       7.8        17.0          26.3
Crescent Hotel                   Phoenix, AZ                  342       3/94         26,000,000       6.5         7.2           2.2
Checkers Hotel Kempinski         Los Angeles, CA              173       4/94         12,750,000       3.0        18.3          27.0
Best Western Fireside Inn        Cambria, CA                   46       4/94          3,377,000      11.7        15.8          24.3
Phoenician Resort                Phoenix, AZ                  580       4/94        224,000,000       6.6         9.3           8.9
Newark-Fremont Hilton            Newark, CA                   300       5/94          8,950,000       8.8        14.9          20.7
Radisson Inn                     Orlando, FL                  299       5/94         11,150,000      12.9        18.0          28.2
Westin Kauai                     Lihue, Kauai, HI             840       6/94         97,400,000      (1.9)        8.1           7.2
Residence Inn                    Binghamton, NY                72       6/94          6,325,000      10.8        13.9          21.9
Hotel Millenium                  New York, NY                 561       6/94         75,000,000       9.5        14.1          23.0
Best Western Otay Valley         Chula Vista, CA              120       7/94          2,350,000      13.2        21.1          31.8
Hampton Inn                      Islandia, NY                 121       7/94          6,572,000      12.6        16.6          28.2
Hampton Inn                      Willow Grove, PA             150       7/94         10,220,000      11.0        14.3          23.0
Hampton Inn                      West Palm Beach, FL          136       7/94          4,220,000      10.8        10.8          14.3
Hampton Inn                      Naples, FL                   107       7/94          5,700,000      11.4        11.5          24.9
Hampton Inn                      Albany, NY                   126       7/94          9,204,000       9.3        11.5          15.8
Marriott Hotel                   South Bend, IN               299       7/94         11,500,000      10.5        13.2          18.9
Marriott SFO                     Burlingame, CA               684       8/94         61,700,000      10.2        13.2          19.0
Westfields Conference Center     Chantilly, VA                340       8/94         46,000,000      12.3        15.9          25.3
Radisson Mark Resort             Vail, CO                     349       9/94         25,200,000       8.9        15.8          24.1
Marriott East Side               New York, NY                 664      10/94         55,000,000       8.5         9.7          11.1
Marriott Resort                  Vail, CO                     349      10/94         25,200,000      14.2        18.9          30.5
Marriott Quorum                  Addison, TX                  547      10/94         29,815,000      13.5        18.2          31.8
Sheraton Hotel                   Hasbrouck Heights, NJ        338      11/94         10,450,000      18.3        21.1          30.7
Sheraton Inn                     Napa, CA                     191      12/94          9,968,000       8.9        13.7          19.8
Marriott Fisherman's Wharf       San Francisco, CA            255      12/94         27,755,000      10.8        13.4          19.4
Marriott Hotel                   Portland, OR                 503      12/94         45,000,000      12.9        17.4          30.0
Radisson Inn                     Springfield, MO              199      12/94          5,800,000       8.2        10.1          11.3
Williamsburg Hilton              Williamsburg, VA             291      12/94         15,000,000      15.4        19.0          32.0
Marriott Tech Center             Denver, CO                   625      12/94         36,000,000      13.7        16.4          27.1
Holiday Inn Sunspree             Singer Island, FL            222      12/94         11,900,000       8.6        10.6          12.4
The Plaza                        New York, NY                 805       6/95        325,000,000       7.0        11.0          14.0
Fullerton Suites                 Fullerton, CA                 96       5/95          5,000,000      12.9        18.7          28.5
Residence Inn                    Baton Rouge, LA               80       6/95          6,518,000      12.7        14.8          21.2
Residence Inn                    Overland Park, KS            112       6/95          8,500,000       8.9        14.7          20.8
Residence Inn                    Des Moines, IA               112       6/95          7,660,000       9.8        14.1          19.6
Residence Inn                    Hunt Valley, MD               96       6/95          6,580,000      12.3        13.6          18.3
Residence Inn                    Kansas City, MO              112       6/95          6,560,000      10.4        13.2          19.8
Residence Inn                    Lincoln, NE                  120       6/95          7,100,000      10.0        13.7          18.5
Embassy Suites                   Schaurmburg, IL              209      12/95         17,800,000      10.0        13.5          18.9
Marriott Hotel                   Andover, MA                  293      12/95         24,000,000       9.7        13.5          19.2
Doubletree Suites                Valley Forge, PA             229      12/95         28,500,000      10.7        14.2          15.5
Marriott Hotel                   Tysons Corner, VA            390      12/95         41,100,000      10.7        13.1          18.0
Marriott Hotel                   Warner Center, CA            461      12/95         57,900,000       6.2        11.6          14.2
Hilton at the Club               Pleasanton, CA               294      12/95         22,000,000      10.5        13.4          17.0

                            Source: HVS International

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Investor Interviews - HVS International is in constant contact with numerous institutional and individual hotel investors. This source of equity funds has definite return requirements that can be expressed as an equity yield rate based on a ten-year projection of net income before incentive management fees but after debt service. Based on our surveys and investor interviews, the following table illustrates the range of equity yields generally required by individual and institutional investors.

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Table 10-26  Equity Yield Requirements
--------------------------------------------------------------------------------
             Source                               Equity Yield Requirement
             ------                               ------------------------
             Individual                                   20% - 24%
             Institution                                  18% - 22%
--------------------------------------------------------------------------------

Based on the assumed 70% loan-to-value ratio, the risk inherent in achieving the projected income stream, and the age, condition, and anticipated market position of the subject property, it is our opinion that an equity investor is likely to require an equity yield rate of 22% before payment of incentive management fees. This estimate is well supported by the equity yield requirements presented previously.

Terminal Capitalization Rate

Inherent in this valuation process is the assumption of a sale at the end of the ten-year holding period. The estimated reversionary sales price as of that date is calculated by capitalizing the projected 11th-year net income by an overall terminal capitalization rate. A percentage for the seller's brokerage and legal fees is deducted from this sales price, and the net proceeds to the equity interest (also known as the equity residual) are calculated by deducting the outstanding mortgage balance from the reversion.

To estimate a property's reversionary value, the appraiser must select a terminal capitalization rate and an allocation for brokerage and legal fees. The terminal capitalization rate is an overall rate that is applied to one stabilized year, and thus, it inherently incorporates the cost of debt and equity capital. The terminal capitalization rate can be derived through a mortgage and equity band of investment technique which calculates the weighted average cost of the capital used in a hotel investment. Combining the mortgage financing terms derived previously - namely, a 70% loan-to-value ratio and a

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0.111856 debt service constant, with a cash-on-cash equity dividend rate of 12% produces the following overall capitalization rate.

                           Percent of       Rate of       Weighted
                             Value          Return         Average
                           ----------       -------       --------
         Mortgage             70       x    0.11186    =   7.82990
         Equity               30       x    0.12000    =   3.60000
                                                          --------
              Overall Capitalization Rate                 11.42990

Because this overall rate will be used to capitalize net income ten years from the date of value, an upward adjustment is appropriate to reflect the uncertainty inherent in this extended period. For the purpose of this valuation, we will use a terminal capitalization rate of 12%.

As a point of reference, the terminal capitalization rate can be compared to the going-in rate implied by the subject property's estimated value. The going-in rate reflects the capitalization rate that would be applicable if the hotel were operating at a stabilized level as of the date of value. This rate is calculated by dividing the stabilized net income (expressed in current dollars as of the date of value) by the value indicated by the income capitalization approach. Generally, the terminal capitalization rate is approximately 100 to 200 basis points above the going-in rate.

Summary of Valuation Variables

The following table summarizes the valuation variables that have been used to estimate the subject property's value via the income capitalization approach.

================================================================================
Table 10-27  Summary of Valuation Variables
--------------------------------------------------------------------------------

Annual Net Income                            NI            See Ten-Year Forecast
Loan-to-Value Ratio                          M                    70.0%
Interest Rate                                i                     9.5%
Debt Service Constant                        f                 0.111856
Equity Yield                                 Ye                   22.0%
Brokerage and Legal Fees                     b                     3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years           fp                0.155277
Terminal Capitalization Rate                 Rr                   12.0%

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Valuation of the Mortgage and Equity Components

The valuation of the mortgage and equity components is accomplished through use of an algebraic equation that calculates the exact amount of debt and equity that the hotel will be able to support based on the anticipated cash flow (derived from the forecast of income and expense) and the specific return requirements demanded by the mortgage lender (interest) and the equity investor (equity yield). The equation and the calculations associated with this simultaneous valuation formula are set forth in the Addenda to this report.

Using the variables summarized above, we estimate the value of the subject property via the income capitalization approach at $3,375,000.

Proof of Value

The value is proven by calculating the yields to the mortgage and equity components during the projection period. If the mortgagee achieves a 9.5% yield and the equity yield is 22%, then $3,375,000 is the correct value by the income capitalization approach. Using the assumed financial structure set forth in the previous calculations, market value can be allocated between the debt and equity as follows.

         Mortgage Component               (70%)        $ 2,363,000
         Equity Component                 (30%)          1,013,000
                                                       -----------
            Total                                      $11,099,000

The annual debt service is calculated by multiplying the mortgage component by the mortgage constant.

         Mortgage Component                            $ 2,363,000
         Mortgage Constant                                0.111856
                                                       -----------
            Annual Debt Service                        $   264,315

The cash flow to equity is calculated by deducting the debt service from the projected net income before debt service.

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Table 10-28  Forecast of Net Income to Equity
--------------------------------------------------------------------------------

                      Net Income
                    Available for        Total Annual        Net Income
       Year          Debt Service        Debt Service         to Equity
--------------------------------------------------------------------------------
       1997           $  398,000   -      $ 266,000    =     $ 132,000
       1998              467,000   -        266,000    =       201,000
       1999              401,000   -        266,000    =       135,000
       2000              416,000   -        266,000    =       150,000
       2001              432,000   -        266,000    =       166,000
       2002              447,000   -        266,000    =       181,000
       2003              461,000   -        266,000    =       195,000
       2004              477,000   -        266,000    =       211,000
       2005              493,000   -        266,000    =       227,000
       2006              511,000   -        266,000    =       245,000

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The equity residual at the end of the tenth year is calculated as follows.

         Reversionary Value  (  $516,000 / 0.120 )       $ 4,300,000
         Less: Brokerage and Legal Fees                      129,000
               Mortgage Balance                            1,702,000
                                                         -----------
                   Net Sale Proceeds to Equity           $ 2,469,000

The overall property yield (before debt service), the yield to the lender, and the yield to the equity position have been calculated by computer with the following results.

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Table 10-29  Overall Property Yields
--------------------------------------------------------------------------------

                                                      Projected Yield
                                                 (Internal Rate of Return)
Position                         Value          Over 10-Year Holding Period
--------------------------------------------------------------------------------
Total Property               $ 3,375,000                    14.2%
Mortgage                       2,363,000                     9.4
Equity                         1,013,000                    22.0

Note: Whereas the mortgage constant and value are calculated on the basis of monthly mortgage payments, the mortgage yield in this proof assumes single annual payments. As a result, the proof's derived yield may be slightly less than that actually input.

--------------------------------------------------------------------------------

The following tables demonstrate that the property receives its anticipated yields, proving that the $3,375,000 value is correct, based on the assumptions used in this approach.

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Table 10-30  Total Property Yield
--------------------------------------------------------------------------------

              Net Income Before   Present Worth of $1           Discounted
      Year      Debt Service        Factor @ 14.2%              Cash Flow
--------------------------------------------------------------------------------
      1997      $   417,000    x        0.875650        =      $   365,000
      1998          487,000    x        0.766763        =          373,000
      1999          393,000    x        0.671416        =          264,000
      2000          406,000    x        0.587926        =          239,000
      2001          421,000    x        0.514817        =          217,000
      2002          435,000    x        0.450800        =          196,000
      2003          447,000    x        0.394743        =          176,000
      2004          466,000    x        0.345657        =          161,000
      2005          482,000    x        0.302674        =          146,000
      2006        4,670,000 *  x        0.265037        =        1,238,000
                                                               -----------
                                 Total Property Value          $ 3,375,000

     * 10th year net income of $499,000 plus sales proceeds of $ 4,171,000

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Table 10-31  Mortgage Component Yield
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                Total Annual      Present Worth of $1           Discounted
      Year      Debt Service        Factor @ 9.4%               Cash Flow
--------------------------------------------------------------------------------
      1997      $  264,000       x      0.914362       =       $  241,000
      1998         264,000       x      0.836058       =          221,000
      1999         264,000       x      0.764460       =          202,000
      2000         264,000       x      0.698993       =          185,000
      2001         264,000       x      0.639133       =          169,000
      2002         264,000       x      0.584399       =          154,000
      2003         264,000       x      0.534352       =          141,000
      2004         264,000       x      0.488592       =          129,000
      2005         264,000       x      0.446750       =          118,000
      2006       1,966,000 *     x      0.408491       =          803,000
                                                               ----------
                               Value of Mortgage Component     $2,363,000

 * 10th year debt service of $264,000
            plus outstanding mortgage balance of $1,702,000

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Table 10-32  Equity Component Yield
--------------------------------------------------------------------------------

                Net Income        Present Worth of $1           Discounted
      Year      to Equity           Factor @ 22.0%              Cash Flow
--------------------------------------------------------------------------------
      1997    $   153,000        x      0.819535       =       $  125,000
      1998        223,000        x      0.671637       =          150,000
      1999        129,000        x      0.550430       =           71,000
      2000        142,000        x      0.451097       =           64,000
      2001        157,000        x      0.369689       =           58,000
      2002        171,000        x      0.302973       =           52,000
      2003        183,000        x      0.248297       =           45,000
      2004        202,000        x      0.203488       =           41,000
      2005        218,000        x      0.166766       =           36,000
      2006      2,704,000 *      x      0.136670       =          370,000
                                                               ----------
                            Value of Equity Component          $1,012,000

* 10th year net income to equity of $235,000 plus sales proceeds of $2,469,000

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Valuation Method Two: Discounted Cash Flow

The total property yield derived from the previous valuation method was 14.29%. After reviewing the total property yields indicated by recent hotel sales, which ranged from 13% to 15%, it is our opinion that a 14% discount factor would be appropriate for the Howard Johnson Plaza. The following table illustrates the discounted cash flow analysis using a 14% discount factor.

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Table 10-33  Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

                                      Discount
       Calendar           Net          Factor             Discounted
         Year           Income         @ 14.0%            Cash Flow
      --------------------------------------------------------------
         1997       $  417,000         0.87719           $  365,789
         1998          487,000         0.76947              374,731
         1999          393,000         0.67497              265,264
         2000          406,000         0.59208              240,385
         2001          421,000         0.51937              218,654
         2002          435,000         0.45559              198,180
         2003          447,000         0.39964              178,638
         2004          466,000         0.35056              163,361
         2005          482,000         0.30751              148,219
         2006        4,670,000 *       0.26974            1,259,704

                                 Estimated Market Value: $3,412,924
                                                  (Say): $3,400,000

                           Reversion Analysis
                           ------------------
           11th Year's Net Income                  $516,000
           Capitalization Rate                         12.0%

           Total Sales Proceeds                  $4,300,000
             Less: Broker & Legal @ 3.0%            129,000
                                                 ----------
           Net Sales Proceeds                    $4,171,000

* 10th year net income of $499,000 plus sales proceeds of $4,171,000

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Conclusion

Based on our extensive experience in the hotel industry and comprehensive support provided by literature published by the Appraisal Institute, it is our opinion that the valuation procedure embodied by Method One most closely reflects the investment rationale of typical hotel buyers. As stated in the textbook entitled, Hotels and Motels: A Guide to Market Analysis, Investment Analysis and Valuations,(1) Method Two (which discounts the projected net income and reversion using an overall discount rate, or total property yield) "does not consider the impact of mortgage debt, leverage and the specific equity demands of typical hotel investors. . . . This technique is simple, but less reliable because the derivation of the discount rate has little support." In light of this consideration, we have relied on the $3,375,000 value conclusion indicated by Method One.


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

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11.   Sales Comparison Approach

The sales comparison approach is based on the assumption that an informed purchaser will pay no more for a property than the cost to acquire an existing property with equal utility. This approach estimates market value by considering the sales prices indicated by recent transactions involving properties that are similar to the property being appraised. Dissimilarities are resolved with appropriate adjustments; these differences may pertain to the date of sale, the age of the property, location, construction, condition, layout, equipment, size, or external economic factors. The reliability of the sales comparison approach depends on three factors:

1.    the availability of timely, comparable sales data;

2. an understanding of the true terms of the sales and the motivation of the buyer and seller;

3. the degree of comparability, or the extent of the adjustments needed to reflect differences between the subject property and the comparable property.

In appraising lodging facilities, it is often difficult to find an adequate number of recent sales involving hotels that are truly comparable to the subject property. Consequently, it may be necessary to consider transactions involving properties in different market areas, and the required adjustments greatly diminish the reliability of the conclusions. Moreover, it is virtually impossible for an observer to determine the true motivations of the buyers and sellers involved in transactions. Hotel acquisition often represents a highly ego-driven process in which a number of external, non-market factors influence the purchase price. Unless the appraiser can quantify these influences, there is no way of knowing whether the purchase price paid actually reflects market value. A final consideration is the degree of similarity between the subject property and the comparable; in most cases, the differences are significant enough to require numerous subjective and

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unsubstantiated adjustments. Each adjustment represents a potential for error, and thus diminishes the reliability of this approach. As a result of these shortcomings, the use of the sales comparison approach in valuing hotels is primarily as a check against the value indicated by the income capitalization approach.

Hotel values declined in many areas of the country during the late 1980s and early 1990s, although a rebound began in 1994 and 1995. The downturn, which began in most markets in 1988, was largely attributable to lower operating incomes caused by an oversupply of new hotel rooms constructed during the mid-1980s. Overbuilding resulted in flat or declining average rates and occupancies, which caused revenues to fall. A number of other factors exacerbated the situation. The national recession caused a drop in demand in many markets during the early 1990s, and the Persian Gulf War created a virtual freeze on travel in the beginning of 1991, further limiting hotel demand. Operating costs continued to rise despite poor market conditions, resulting in a decline in the net operating income of hotels throughout the nation. Because operating costs have a large fixed component, many lodging facilities experienced precipitous drops in net income.

As bottom-line profits eroded, many hotels were unable to meet debt service, and hundreds of properties entered foreclosure or bankruptcy. Lenders and government agencies soon became hotel owners. Because most financial institutions were preoccupied with their distressed real estate, very little mortgage capital was available and the nation suffered from a well-publicized credit crunch. Most hotel transactions that occurred during the early 1990s were financed by the property owners, who, in most cases, were lenders.

In the early 1990s, the primary market participants were owner-operators with the expertise to turn around under-performing properties. Hotels were out of favor with passive investors as a result of the industry's poor operating performance and the uncertainty of future appreciation. The wide disparity in buyer and seller expectations also limited the number of transactions. Many sellers were unwilling to accept the fact that the market value of their hotel investments had declined below the cost of the project or the original investment. Moreover, many owners were faced with a significant tax burden upon sale, further reducing their willingness to settle for a price that was below the original acquisition cost.

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As a result of these market forces, there was very little sales activity involving large, high-quality hotels. The primary difficulty was the lack of properties available for sale; owners who were not forced to sell opted to wait for prices to recover. The few hotels that did enter the market generally attracted 15 to 20 interested bidders, mostly consisting of owner-operators. As a result of the competition for these few assets, the prices of better-quality hotels began to escalate rapidly. In response, more sellers have been encouraged to place their products on the market.

An indicator of this market trend is the number of hotel sales that have occurred during the past few years. HVS International tracks major hotel transactions of more than $10,000,000 on an annual basis. In 1992, the number of major transactions was 67; a slightly lower level of 52 was registered in 1993. This total increased significantly - to 92 - in 1994, and the 1995 total is estimated to have been 104.

In tandem with escalating prices, hotels are again being considered by traditional financing sources, which had virtually abandoned the hospitality industry by the early 1990s. Although many lenders are still approaching the market with a high degree of caution, it is now possible to obtain third-party financing for hotel transactions. The mortgage loans that are now being made are subject to fairly stringent requirements: loan-to-value ratios remain in the 65% to 75% range. The qualification of the borrower is also a crucial consideration for most lenders.

We believe that the upward trend in both pricing and sales activity will continue as financing becomes more available and additional buyers (particularly passive investors) enter the market. Consequently, it is important to consider the date of the transactions used in the sales comparison approach. When the comparable sales are not recent enough to provide an accurate picture of the current market, it may be necessary to make upward adjustments to the values indicated by the sales comparison and income capitalization approaches in recognition of the recent escalation.

Comparable Sales

Based on information provided by the Hospitality Market Data Exchange and compiled by the six offices of HVS International, the following transactions involved hotels that appear to have some degree of comparability to the subject property.

All of the following sales reflect the transfer of a fee simple interest. As the subject of this appraisal is the leasehold interest in the subject property, the

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comparable sales must be adjusted accordingly. In each of the projection years, the amount paid by the subject property as ground rent represents roundly 36% of the net income before payment of ground rent (i.e., the net income to the fee simple position). Thus, the leasehold interest retains only 64% of the fee simple net income, while the leased fee interest collects 36% of the net income. This data forms the basis for the adjustment for the difference in property rights transferred, whereby the price per room of each transaction is adjusted downward by 36%.

Sale #1:
--------
Property:                          Ramada Hotel
Location:                          Montvale, NJ
Date of Sale:                      May, 1996
Sales Price:                       $6,700,000
Grantor:                           Lennar Corporation
Grantee:                           Gami Lovale
Year Opened:                       1970
Number of Rooms:                   187
Price per Room:                    $35,829
Price per Room, after
  Leasehold Adjustment:            $22,931
Confirmed By:                      Grantee

Sale #2:
--------
Property:                          Days Inn
Location:                          Bensalem, PA
Year of Sale:                      July, 1995
Sales Price:                       $4,950,000
Grantor:                           South Charles Realty
Grantee:                           Growth Property Investment Managers
Number of Rooms:                   136
Price per Room:                    $36,397
Price per Room, after
  Leasehold Adjustment:            $23,294
Confirmed By:                      Landauer Hotel Group

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Sale #3:
--------
Property:                          Comfort Inn
Location:                          Abingdon, Virginia
Date of Sale                       February, 1995
Sales Price:                       $2,600,000
Grantor:                           B&R Enterprises
Grantee:                           MRS
Number of Rooms:                   80
Price per Room:                    $32,500
Price per Room, after
  Leasehold Adjustment:            $20,800
Confirmed by:                      Broker

Sale #4:
--------
Property:                          Comfort Inn
Location:                          Hershey, PA
Date of Sale:                      March, 1995
Sale Price:                        $5,200,000
Grantor:                           N/A
Grantee:                           Manor Care
Number of Rooms:                   125
Price per Room:                    $41,600
Price per Room, after
  Leasehold Adjustment:            $26,624

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Sale #5:
--------
Property:                          Quality Inn
Location:                          Woodbury, NY
Date of Sale:                      August, 1995
Sales Price:                       $2,900,000
Grantor:                           Estate of Frederick Phillips, et. al.
Grantee:                           Woodbury Realty Associates
Number of Rooms:                   85
Price per Room:                    $34,118
Price per Room, after
  Leasehold Adjustment:            $21,836
Confirmed by:                      Goodman, Marks Associates

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In addition to considering the above recent transactions, we have also reviewed the sale of the subject property, which occurred in 1995. The details of this transaction are summarized as follows

Subject Property:
-----------------
Property:                     Howard Johnson Inn  (now the Howard Johnson Plaza)
Location:                     129 Pehle Avenue East
                              Saddle Brook, NJ
Date of Sale:                 August 25, 1994
Allocated Sales Price:        $2,378,000
Grantor:                      Nippon Credit Bank, Ltd.
Grantee:                      Saddle Brook New Jersey Hotel Limited Partnership
                              - an entity controlled by Ashford Financial
                              Corporation
Year Opened:                  1969
Number of Rooms:              147 (6 have subsequently been converted to meeting
                              rooms)
Price per Room:               +/-$16,177
Confirmed By:                 Ashford Financial Corporation

In analyzing the sale of the subject property, it is important to consider the terms and conditions pertaining to the transaction. The subject property was acquired by Ashford Financial Corporation from Nippon Credit Bank, Ltd. in March of 1994 as part of a purchase of a mortgage loan secured by 15 hotel properties. The outstanding principal balance of the non-performing mortgage loan at the time of acquisition was $72,840,000, and the purchase price was $18,730,000. At the time of the closing, the mortgage loan was the subject of a settlement agreement between Nippon Credit Bank, Ltd. and Northeast Hotel Association, Inc., which was the owner of the subject property. The settlement agreement called for the conveyance of property deeds in lieu of foreclosure, as well as a cash payment of $2,000,000 for the settlement of guaranty obligations. The above-listed price represents an allocation of the total package price rather than a negotiated value for this single asset. Based on our understanding of the terms of this transaction, we do not believe that this sale was reflective of either the market value of the individual hotel or of market value.

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The relevance of the previous transaction involving the subject property is also undermined by the material change in market conditions which occurred between the date of this sale and the present date of value. Areawide occupancy and average rate have improved dramatically in the intervening months, and are forecasted to continue this positive trend. As previously discussed, the market for hotel investments has also improved significantly, due to changes in lender and investor attitudes. Finally, the property itself has undergone a significant renovation, with a total of $833,000 spent on upgrading the facilities and amenities. For these reasons, we are of the opinion that the August, 1995 sale involving the subject property is not a reliable indicator of the current value of the hotel.

Conclusion

Although the sales comparison approach may be useful in providing a value range and reflecting certain market characteristics, its applicability is limited by the numerous possible points of difference between the subject property and other hotels that have sold in recent years. These factors may include location, access, size, services and facilities offered, market conditions, chain affiliation, market orientation, management, rate structure, age, physical condition, date of sale, the highest and best use of the land, and the anticipated profitability of the operation. Circumstances surrounding a sale, such as financing terms, tax considerations, income guarantees, sales of partial interests, duress on the part of the buyer or seller, or a particular deal structure can also cause a disparity between the sales price and pure market value. Moreover, it is often difficult to determine the marketing periods that were necessary to consummate the transactions. It is extremely difficult to quantify the appropriate adjustment factors accurately because of their number and complexity, as well as the difficulty in obtaining specific, detailed information. Any attempt to manipulate the necessary adjustments is insupportable and purely speculative.

Because appraisers are expected to reflect the analytical processes and actions of typical buyers and sellers rather than to create a highly subjective valuation approach, the investment rationale of hotel owners is an essential consideration. As specialists in the valuation of hotels, we find that typical buyers purchase properties based on a thorough analysis of the anticipated economic benefits of property ownership, rather than on historical sales data.

In light of these factors, it is our opinion that the sales comparison approach is unsuitable for indicating a specific estimate of the subject property's

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market value; however, this approach may indicate a range of values that can be used to test the reasonableness of the value indicated by the income capitalization approach. Excluding the prior sale of the subject property, the adjusted sales prices range from approximately $20,800 to $26,624 per room, or $2,900,000 - $3,800,000 for the 141-unit subject property. The income capitalization approach indicates a value of roundly $25,000 per room, or roundly $3,400,000, which falls within this range.

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12.   Cost Approach

The cost approach is founded on the principle of substitution, which implies that no prudent person will pay more for a property than the amount to acquire a site and construct a building of equal desirability and utility without undue delay. This approach estimates market value by first calculating the current cost of replacing the improvements. Appropriate deductions are made for depreciation resulting from physical deterioration, functional obsolescence, and external (economic) obsolescence, and the land value is added to the depreciated replacement cost to provide an estimate of market value. The cost approach employs the following steps.

1.    The current replacement or reproduction cost is estimated.

2. Land value is estimated using techniques such as allocation, extraction, or ground rent capitalization.

3. Accrued depreciation, which can be divided into physical deterioration, functional obsolescence, and external obsolescence, is estimated.

4. Total depreciation is deducted from the subject property's replacement cost, and the land value is added to arrive at an estimate of value via the cost approach.

When forming their purchase decisions regarding existing properties, market participants tend to consider the cost of developing a new hotel with optimal physical and functional utility. External conditions, such as the depressed market for real estate (and hotels in particular), can cause a property to be worth less than its replacement cost as new. The task of estimating the loss in value resulting from incurable functional and external obsolescence is highly subjective.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements age and begin to deteriorate, the loss in value resulting from physical obsolescence

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becomes increasingly difficult to quantify accurately. Loss in value attributable to functional obsolescence can be even more difficult to determine.

The subject property was constructed in 1969, and will be approximately 28 years old, as of the date of this appraisal. There are several issues of obsolescence with the subject property. As mentioned previously, the structure of the subject property was not constructed of materials which adequately muffle the noise created by the adjacent parkway. Furthermore, the subject features a considerable amount of unused space on the basement level of the property, which had been previously used for a beauty salon and spa. The transformation of this space for an alternate use (i.e., meeting space) would require a considerable capital investment. Following the 1994 acquisition by Ashford Financial Corporation and the subsequent recent renovation, the physical plant is in good condition, and planned improvements should address needed renovations in the pool area in 1997.

The depressed hotel market conditions that prevailed in the late 1980s and the early 1990s has also led to a degree of external obsolescence. In our opinion, it is impossible to identify and quantify the impact of these factors on the property's value with any accuracy, so we will estimate only the replacement cost of the subject property.

Replacement Cost

Replacement cost is the current construction cost of a building with the same utility as the subject property, but built with modern materials and according to current construction and design standards. For the purpose of estimating the replacement cost of the subject property, we have used a hotel development cost survey conducted by HVS International. This survey is published annually in a newsletter entitled, The Hotel Valuation Journal, and appeared in the May, 1995, issue of Lodging Hospitality. The survey presents the range of per-room costs associated with various components of hotel development, including the improvements, the furniture, fixtures, and equipment, pre-opening expenses, and operating capital. Statistics are compiled for three broad categories of hotels: luxury, standard, and economy; the standard category has been used for the subject property. The results of this survey are presented in the following table.

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Table 12-1  Hotel Development Cost Survey (Amounts per Room)
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                   Improvements     Furniture & Equipment    Pre-Opening     Operating Capital          Total         Percent Change
------------------------------------------------------------------------------------------------------------------------------------
1976
   Luxury       $32,000 - $55,000     $5,000 - $10,000     $1,000 - $2,000    $1,000 - $1,500     $39,000 - $68,500     ---  -  ---
   Standard      20,000 -  32,000      3,000 -   6,000        750 -  1,000       750 -  1,000      24,500 -  40,000     ---  -  ---
   Economy        8,000 -  15,000      2,000 -   4,000        500 -  1,000       500 -    750      11,000 -  20,750     ---  -  ---
1979
   Luxury        36,000 -  65,000      8,000 -  15,000      1,500 -  3,000     1,500 -  2,000      47,000 -  85,000     6.8  -  8.0
   Standard      25,000 -  36,000      5,000 -  10,000      1,000 -  2,000     1,000 -  1,500      32,000 -  49,500    10.2  -  7.9
   Economy       10,000 -  20,000      3,000 -   5,000        750 -  1,000       750 -  1,000      14,500 -  27,000    10.6  - 10.0
1981
   Luxury        45,000 -  80,000     10,000 -  20,000      2,000 -  3,500     2,000 -  2,500      59,000 - 106,000    12.8  - 12.4
   Standard      25,000 -  40,000      7,000 -  13,000      1,200 -  2,500     1,200 -  2,000      34,400 -  57,500     3.8  -  8.1
   Economy       13,000 -  25,000      4,000 -   7,000        700 -  1,200       900 -  1,200      18,600 -  34,400    14.1  - 13.7
1983
   Luxury        55,000 - 100,000     12,500 -  20,000      2,300 -  4,000     2,000 -  2,800      71,800 - 126,800    10.8  -  9.8
   Standard      35,000 -  50,000      9,000 -  15,000      1,400 -  3,000     1,300 -  2,200      46,700 -  70,200    17.9  - 11.0
   Economy       18,000 -  32,000      5,000 -   8,000        800 -  1,500       900 -  1,300      24,700 -  42,800    16.4  - 12.2
1985
   Luxury        60,000 - 115,000     13,400 -  30,000      3,000 -  5,000     2,100 -  3,100      78,500 - 153,100     4.7  - 10.4
   Standard      38,000 -  57,000      9,500 -  16,500      1,900 -  3,600     1,500 -  2,500      50,900 -  79,600     4.5  -  6.7
   Economy       20,000 -  36,000      5,000 -   8,800      1,000 -  1,700     1,000 -  1,500      27,000 -  48,000     4.7  -  6.1
1986
   Luxury        62,000 - 120,000     13,700 -  30,600      3,100 -  5,200     2,300 -  3,100      81,100 - 158,900     3.3  -  3.8
   Standard      39,000 -  60,000      9,700 -  16,800      2,000 -  3,800     1,500 -  2,600      52,200 -  83,200     2.6  -  4.5
   Economy       21,000 -  37,000      5,100 -   9,000      1,000 -  1,800     1,100 -  1,500      28,200 -  49,300     4.4  -  2.7
1987
   Luxury        63,000 - 122,000     13,800 -  30,900      3,300 -  5,500     2,300 -  3,200      82,400 - 161,600     1.6  -  1.7
   Standard      40,000 -  61,000      9,800 -  16,800      2,100 -  3,900     1,500 -  2,600      53,400 -  84,300     2.3  -  1.3
   Economy       21,000 -  39,000      5,200 -   9,100      1,100 -  1,800     1,100 -  1,500      28,400 -  51,400     0.7  -  4.3
1988
   Luxury        65,000 - 125,000     14,000 -  31,000      3,300 -  5,500     2,300 -  3,200      84,600 - 164,700     2.7  -  1.9
   Standard      41,000 -  63,000     10,000 -  17,100      2,100 -  3,900     1,500 -  2,600      54,600 -  86,600     2.2  -  2.7
   Economy       22,000 -  40,000      5,200 -   9,100      1,100 -  1,800     1,100 -  1,500      29,400 -  52,400     3.5  -  1.9
1989
   Luxury        66,000 - 126,000     15,000 -  32,000      3,300 -  5,500     2,300 -  3,200      86,600 - 166,700     2.4  -  1.2
   Standard      41,000 -  64,000     10,500 -  18,000      2,100 -  3,900     1,500 -  2,600      55,100 -  88,500     0.9  -  2.2
   Economy       22,000 -  40,000      5,500 -   9,700      1,100 -  1,800     1,100 -  1,500      29,700 -  53,000     1.0  -  1.1
1990
   Luxury        67,000 - 128,000     15,400 -  33,000      3,500 -  5,700     2,500 -  3,500      88,400 - 170,200     2.1  -  2.1
   Standard      42,000 -  65,000     10,800 -  18,500      2,200 -  4,000     1,600 -  2,800      56,600 -  90,300     2.7  -  2.0
   Economy       22,500 -  41,000      5,600 -  10,000      1,200 -  1,800     1,200 -  1,600      30,500 -  54,400     2.7  -  2.6
1991
   Luxury        65,000 - 122,000     14,500 -  31,500      3,700 -  5,900     2,600 -  3,600      85,800 - 163,000    (2.9) - (4.2)
   Standard      40,000 -  63,000     10,000 -  17,800      2,300 -  4,200     1,700 -  2,900      54,000 -  87,900    (4.6) - (2.7)
   Economy       21,000 -  39,000      5,000 -   9,500      1,300 -  2,000     1,300 -  1,700      28,600 -  52,200    (6.2) - (4.0)
1992
   Luxury        64,000 - 120,000     14,200 -  30,900      3,800 -  6,100     2,700 -  3,700      84,700 - 160,700    (1.3) - (1.4)
   Standard      39,000 -  62,000      9,800 -  17,400      2,300 -  4,400     1,800 -  3,000      52,900 -  86,800    (2.0) - (1.3)
   Economy       21,000 -  38,000      4,900 -   9,300      1,400 -  2,100     1,300 -  1,800      28,600 -  51,200     0.0  - (1.9)
1993
   Luxury        63,000 - 119,000     14,000 -  30,500      3,900 -  6,200     2,800 -  3,800      83,700 - 159,500    (1.2) - (0.7)
   Standard      39,000 -  61,000      9,700 -  17,200      2,300 -  4,500     1,800 -  3,000      52,800 -  85,700    (0.2) - (1.3)
   Economy       21,000 -  38,000      4,900 -   9,200      1,400 -  2,100     1,300 -  1,800      28,600 -  51,100     0.0  - (0.2)
1994
   Luxury        64,000 - 121,000     14,300 -  31,100      3,900 -  6,200     2,800 -  3,800      85,000 - 162,100     1.6  -  1.6
   Standard      40,000 -  63,000     10,000 -  17,600      2,400 -  4,600     1,800 -  3,000      54,200 -  88,200     2.7  -  2.9
   Economy       22,000 -  40,000      5,100 -   9,500      1,500 -  2,200     1,300 -  1,800      29,900 -  53,500     4.5  -  4.7
1995
   Luxury        65,000 - 124,000     14,800 -  32,300      4,100 -  6,400     2,900 -  4,000      86,800 - 166,700     2.1  -  2.8
   Standard      41,000 -  65,000     10,400 -  18,300      2,500 -  4,800     1,900 -  3,100      55,800 -  91,200     3.0  -  3.4
   Economy       23,000 -  42,000      5,400 -   9,900      1,600 -  2,300     1,300 -  1,800      31,300 -  56,000     4.7  -  4.7

                    Average Annual Compounded Percent Change:

1976 - 1995:  Luxury    4.3% - 4.8%        1986 - 1995:  Luxury    0.8% -  0.5%
              Standard  4.4% - 4.4%                      Standard  0.7% -  1.0%
              Economy   5.7% - 5.4%                      Economy   1.2% -  1.4%

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As illustrated by the previous table, hotel development costs rose significantly during the late 1970s and the early 1980s; however, the rate of increase slowed substantially in 1987. In 1991, hotel development costs declined for the first time since 1976. Further drops of as much as 2.0% were registered in 1992. Between 1986 and 1990, average annual compounded increases ranged from 1.7% to 2.5%. Costs rose slowly (at average annual compounded rates ranging from 0.5% to 1.4%) between 1986 and 1995, largely as a result of the declines in 1991, 1992, and 1993. In 1995, hotel development costs started to escalate more rapidly, reaching 4.7% in the economy segment. As more hotels are developed, we expect costs to continue to rise.

Because the replacement cost tends to set the upper limit of a particular hotel's value, this figure is relevant to our analysis. We estimate the replacement cost of the subject property as follows, based on the development cost survey discussed earlier.

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Table 12-2  Subject Property's Replacement Cost
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                                      Cost         No. of
   Hotel Cost                       per Room        Rooms          Total Cost
   --------------------------------------------------------------------------
   Building                         $45,000          141          $ 6,345,000
   FF&E                              12,000          141            1,692,000
   Pre-Opening                        3,000          141              423,000
   Operating Capital                  2,200          141              310,200
   --------------------------------------------------------------------------
       Totals                       $62,200                       $ 8,770,200

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Ground Lease Approach to Land Valuation

Land value may be estimated either by the sales comparison approach, using comparable land sales, or by the ground lease approach, which is based on the economic value generated by an improvement that represents the property's highest and best use. Because it is unusual to find recent sales of comparable vacant land that is slated for imminent hotel development, we have used the ground lease approach to determine the subject property's land value.

Hotels are often constructed on leased land, and although lease terms differ somewhat, the basis for the rental calculation is frequently tied to a percentage of revenue. By applying a typical ground lease rental formula to the

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subject property's stabilized revenues, the appraiser can determine the hotel's economic rent, or what is also known as the income attributable to the land. Land value is then calculated by dividing the economic rent by an appropriate capitalization rate.

The self-adjusting aspect of this approach is key to its reliability. Because the rental formula is tied to a percentage of revenue that inherently reflects both the locational attributes of the site (occupancy and rate) and the allowable density of development, the resulting economic ground rent justly represents the greatest net return to the land over a given period. Because the Howard Johnson Plaza appears to represent the highest and best use of the property, the ground lease approach is an appropriate method of determining land value.

We have researched long-term hotel ground leases in search of rental formulas that are based on a percentage of rooms revenue or on a combination of rooms, food, and beverage revenue. This analysis indicates that economic ground rents for hotels similar to the subject property typically range from 2.7% to 7.8% of rooms revenue. Although this range is quite broad, most of the formulas yield rental percentages of between 4.0% and 5.0% of rooms revenue.

After considering these comparable ground leases and the locational attributes of the subject property, we believe the appropriate economic ground rental percentage is 4.5% of stabilized rooms revenue. The subject property's stabilized rooms revenue has been deflated to reflect 1997 dollars. The following calculation shows the derivation of the subject property's economic ground rent.

      Stabilized Rooms Revenue (1997 dollars)                  $ 2,224,556
      Rental Percentage                                              0.045
                                                               -----------
          Economic Ground Rent                                 $   100,105

Rent generated by a ground lease represents a fairly low-risk income flow. Because the tenant improvements typically amount to more than eight times the value of the land, the risk of default is low. When the ground lease terms are tied to rooms revenue, the landlord is also protected from the adverse effects of inflation. Based on these risk factors and the current cost of long-term capital, we estimate the appropriate ground rental overall capitalization rate at 12%. Applying this indicated capitalization rate to the

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subject property's economic ground rent yields the following estimate of land value.

       Economic Ground Rent         $100,105      $ 834,208
     ------------------------  =  ------------  =
       Capitalization Rate            0.12

     Estimated Land Value (Say)                   $ 830,000

A new hotel's land value typically ranges from 10% to 20% of the overall value. The estimate of land value presented above is approximately 16% of the subject property's total value as indicated by the income capitalization approach (on a fee simple basis).

Replacement Cost

Combining the replacement cost of the property with the land value yields the subject property's total replacement cost.

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Table 12-3  Total Replacement Cost
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      Cost of the Improvements and FF&E                       $ 8,770,200
      Land Value                                                  830,000
                                                              -----------
        Total Replacement Cost                                $ 9,600,200

        Total Replacement Cost (Say)                          $ 9,600,000

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If a property's replacement cost is significantly higher than the values indicated by the income capitalization and sales comparison approaches, it may indicate that an upward adjustment of these values is appropriate. This would also reduce the probability of new hotel development, which is not likely to be feasible under those conditions, and creates an effective barrier to entry for new competition, thereby reducing the risk associated with the subject property's income-generating potential. An upward adjustment of the value indicated by the income capitalization approach is also justified by this barrier to entry.

We find that knowledgeable hotel buyers generally base their purchase decisions on economic factors, such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation

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estimates, it is our opinion that the cost approach is inapplicable in estimating the market value of the Howard Johnson Plaza. However, we have estimated the subject property's replacement cost as new, which may set the upper limit of the hotel's value.

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13.   Reconciliation of Value Indications

The reconciliation, which is the last step in the appraisal process, involves summarizing and correlating the data and procedures employed throughout the analysis. The final conclusion of value is arrived at after reviewing the estimates indicated by the income capitalization, sales comparison, and cost approaches. The relative significance, applicability, and defensibility of each indicated value is considered, and the greatest weight is given to that approach deemed most appropriate for the property being appraised.

The purpose of this report is to estimate the market value of the fee simple interest in the subject property. Our appraisal involves a careful analysis of the property itself and the economic, demographic, political, physical, and environmental factors that influence real estate values. Based on the data set forth in this report, the following value indications were developed.

         Approach                                Value Indication
         --------                                ----------------

         Income Capitalization                      $3,375,000
         Sales Comparison(1)                  $2,900,000 - $3,800,000
         Cost  (Replacement Cost)                   $9,600,000

Income Capitalization Approach

To estimate the subject property's value via the income capitalization approach, we analyzed the local market for transient accommodations, examined the competitive environment, projected occupancy and average rate levels, and developed a forecast of income and expense that reflects anticipated income trends and cost components through a stabilized year of operation. The subject property's projected net income before debt service was then allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component was calculated; the total of the mortgage and equity components equates to the value of the property.


(1) This value indication is based on the assumption that fee-simple property rights are conveyed.

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Our nationwide experience indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the hotel investors who constitute the marketplace. For this reason, we believe that the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in our final estimate of the subject property's market value.

Sales Comparison Approach

The sales comparison approach uses actual sales of similar properties to provide an indication of the subject property's value. The strength of this approach is that it measures value based on the investment decisions made by actual buyers and sellers. Although we have investigated a number of sales in an attempt to develop a range of value indications, several adjustments are necessary to render the sales prices applicable to the subject property. These adjustments, which are numerous and highly subjective, diminish the reliability of the sales comparison approach. Furthermore, we find that typical hotel investors employ a sales comparison procedure only to establish broad value parameters.

The hotel sales outlined earlier in this report indicate an adjusted value range of $32,500 to $41,600 per available room. The income capitalization approach, on a fee-simple basis, indicates a per-room value of approximately $37,000. This sales range does not necessarily warrant any adjustment of the value indicated by the income capitalization approach.

Cost Approach

To estimate the subject property's value via the cost approach, we estimated the current replacement cost of the property and added the land value. We give the cost approach limited weight in arriving at a final value estimate, because knowledgeable buyers of lodging facilities generally base their purchase decisions on economic factors (such as projected net income and return on investment) rather than on a property's depreciated replacement cost.

The replacement cost estimate developed via the cost approach can help to corroborate the results of the income capitalization and sales comparison approaches to value. If the replacement cost is substantially higher or lower than the value indicated by the income capitalization approach, an upward or downward adjustment of the income capitalization approach value may be necessary. In the case of the subject property, the replacement cost is considerably higher than the value indicated by the income capitalization approach or the sales comparison approach. This suggests that a slight

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upwards adjustment to the value indicated by the income capitalization approach may be warranted.

Value Conclusion

Careful consideration has been given to the strengths and weaknesses of the three approaches to value discussed above. In recognition of the purpose of this appraisal, we have given primary weight to the value indicated by the income capitalization approach and made some subjective adjustments based on the replacement cost estimate, the sales comparison approach, and our extensive experience in the hospitality industry. It is our opinion that the market of the leasehold interest in the Howard Johnson Plaza - Saddle Brook, as of January 1, 1997, is:

                                   $3,500,000

                   THREE MILLION FIVE HUNDRED THOUSAND DOLLARS

The estimate of market value includes the land, the improvements, and the furniture, fixtures, and equipment. The appraisal assumes that the hotel is open and operational.

This value estimate equates to roundly +/-$25,000 per room, which is well supported by market sales and approximately 3.2% higher than the value indicated by the income capitalization approach. The estimate of value assumes either the availability of third-party financing or the willingness and capability of the seller to take back purchase-money financing so that a buyer can obtain the level of debt set forth in the Income Capitalization Approach section of this appraisal.

Marketing Period

Our estimate of market value assumes a marketing period of six to nine months. Under normal economic conditions, hotels are transferred within this time frame.

Personal Property

In accordance with the appraisal standards set forth by the Office of the Comptroller of the Currency, it is necessary for bank appraisals to identify and value any personal property, fixtures, or intangible items that are included in the appraisal and discuss their impact on the overall estimate of market value. A hotel's income-generating ability depends on a suitable inventory of furniture, fixtures, and equipment. Removal of these items can

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decrease the property value by as much as the cost to replace the inventory plus the loss of income incurred while the hotel cannot function.

A hotel's personal property consists of a wide variety of components, including bedroom furnishings, bathroom fixtures, restaurant and kitchen equipment, front office and accounting computers, exterior signs, and similar items. Our inspection of the Howard Johnson Plaza indicates that the personal property and fixtures are fair condition.

Based on an annual construction cost survey conducted by HVS International, we estimate the total replacement cost of the subject property's furniture, fixtures, and equipment at $12,000 per available room. Assuming an average useful life of ten years and an effective age of seven years, the value of the furniture, fixtures, and equipment currently in place is approximately $3,600 per room, or a total of $507,600.

The Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) stipulates that ". . . any business interest or other intangible item should be valued separately within the appraisal."(2) Hotels have both business and real estate components; without the business expertise necessary to operate the facility, a hostelry would have little real estate value.

Because furniture, fixtures, and equipment are essential to a hotel's income-generating ability and are seldom removed from the property or sold separately, the separation of the personal property component from the real property is not particularly meaningful.


(2)   Federal Register, Vol. 55, No. 143, July 25, 1990, p. 30205.

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14.   Statement of Assumptions and Limiting Conditions

1.    This report is to be used in whole and not in part.

2. No responsibility is assumed for matters of a legal nature, nor do we render any opinion as to title, which is assumed to be marketable and free of any deed restrictions and easements. The property is valued as though free and clear unless otherwise stated.

3. We assume that there are no hidden or unapparent conditions of the sub-soil or structures, such as underground storage tanks, that would render the property more or less valuable. No responsibility is assumed for these conditions or for any engineering that may be required to discover them.

4. We have not considered the presence of potentially hazardous materials such as asbestos, urea formaldehyde foam insulation, PCBs, any form of toxic waste, polychlorinated biphengyls, pesticides, or lead-based paints. The appraisers are not qualified to detect hazardous substances, and we urge the client to retain an expert in this field if desired.

5. The Americans with Disabilities Act (ADA) became effective on January 26, 1992. We have conducted no specific compliance survey to determine whether the subject property is operating in accordance with the various detailed requirements of the ADA. It is possible that the property does not conform to the requirements of the act, and this could have an unfavorable effect on value. Because we have no direct evidence regarding this issue, our estimate of value does not consider possible non-compliance with the ADA.

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6. We have made no survey of the property, and we assume no responsibility in connection with such matters. Sketches, photographs, maps, and other exhibits are included to assist the reader in visualizing the property. It is assumed that the use of the land and improvements is within the boundaries of the property described, and that there is no encroachment or trespass unless noted.

7. All information, financial operating statements, estimates, and opinions obtained from parties not employed by HVS International are assumed to be true and correct. We can assume no liability resulting from misinformation.

8. Unless noted, we assume that there are no encroachments, zoning violations, or building violations encumbering the subject property.

9. The property is assumed to be in full compliance with all applicable federal, state, local, and private codes, laws, consents, licenses, and regulations (including a liquor license where appropriate), and that all licenses, permits, certificates, franchises, and so forth can be freely renewed or transferred to a purchaser.

10. All mortgages, liens, encumbrances, leases, and servitudes have been disregarded unless specified otherwise.

11. None of this material may be reproduced in any form without our written permission, and the report cannot be disseminated to the public through advertising, public relations, news, sales, or other media.

12. We are not required to testify or appear in court by reason of this analysis without previous arrangements, and only when our standard per diem fees and travel costs are paid prior to the appearance.

13. If the reader is making a fiduciary or individual investment decision and has any questions concerning the material presented in this report, it is recommended that the reader contact us.

14. We take no responsibility for any events or circumstances that take place subsequent to either the date of value or the date of our field inspection, whichever occurs first.

HVS International, Mineola, New York          Statement of Assumptions and   161
                                              Limiting Conditions
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15. The quality of a lodging facility's on-site management has a direct effect on a property's economic viability and value. The financial forecasts presented in this analysis assume responsible ownership and competent management. Any departure from this assumption may have a significant impact on the projected operating results and the value estimate.

16. The estimated operating results presented in this report are based on an evaluation of the overall economy, and neither take into account nor make provision for the effect of any sharp rise or decline in local or national economic conditions. To the extent that wages and other operating expenses may advance during the economic life of the property, we expect that the prices of rooms, food, beverages, and services will be adjusted to at least offset those advances. We do not warrant that the estimates will be attained, but they have been prepared on the basis of information obtained during the course of this study and are intended to reflect the expectations of a typical hotel buyer.

17. This analysis assumes continuation of all Internal Revenue Service tax code provisions as stated or interpreted on either the date of value or the date of our field inspection, whichever occurs first.

18. Many of the figures presented in this report were generated using sophisticated computer models that make calculations based on numbers carried out to three or more decimal places. In the interest of simplicity, most numbers have been rounded to the nearest tenth of a percent. Thus, these figures may be subject to small rounding errors.

19. It is agreed that our liability to the client is limited to the amount of the fee paid as liquidated damages. Our responsibility is limited to the client, and use of this report by third parties shall be solely at the risk of the client and/or third parties. The use of this report is also subject to the terms and conditions set forth in our engagement letter with the client.

20. Appraising hotels is both a science and an art. Although this analysis employs various mathematical calculations to provide value indications, the final estimate is subjective and may be influenced by our experience and other factors not specifically set forth in this report.

HVS International, Mineola, New York          Statement of Assumptions and   162
                                              Limiting Conditions
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21. Any distribution of the total value between the land and improvements or between partial ownership interests applies only under the stated use. Moreover, separate allocations between components are not valid if this report is used in conjunction with any other analysis.

22. This study was prepared by Hospitality Valuation Services, a division of Hotel Consulting Services, Inc. All opinions, recommendations, and conclusions expressed during the course of this assignment are rendered by the staff of Hotel Consulting Services, Inc. as employees, rather than as individuals.

HVS International, Mineola, New York                         Certification   163
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15.   Certification

We, the undersigned appraisers, hereby certify:

1. that the statements and opinions presented in this report, subject to the limiting conditions set forth, are correct to the best of our knowledge and belief;

2. that Rodney G. Clough personally inspected the property described in this report; that Anne R. Lloyd-Jones and Stephen Rushmore participated in the analysis and reviewed the findings but did not personally inspect the property;

3. that we have no current or contemplated interests in the real estate that is the subject of this report;

4. that we have no personal interest or bias with respect to the subject matter of this report or the parties involved;

5. that this report sets forth all of the limiting conditions (imposed by the terms of this assignment) affecting the analyses, opinions, and conclusions presented herein;

6. that the fee paid for the preparation of this report is not contingent upon our conclusions;

7. that this report has been prepared in accordance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute;

8. that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives;

9. that this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (as adopted by the Appraisal Foundation);

HVS International, Mineola, New York                         Certification   164
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10. that as of the date of this report, Stephen Rushmore has completed the requirements of the continuing education program of the Appraisal Institute;

11. that no one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report;

12. that this appraisal is not based on a requested minimum value, a specific value, or the approval of a loan.


                                             /s/ Rodney G. Clough
                                             -----------------------------------
                                             Rodney G. Clough
                                             Consulting and Valuation Analyst
                                             Hotel Consulting Services, Inc.


                                             /s/ Anne R. Lloyd-Jones
                                             -----------------------------------
                                             Anne R. Lloyd-Jones
                                             Senior Vice President
                                             Hotel Consulting Services, Inc.


                                             /s/ Stephen Rushmore, CRE, MAI, CHA
                                             -----------------------------------
                                             Stephen Rushmore, CRE, MAI, CHA
                                             President
                                             Hotel Consulting Services, Inc.

                                  SADDLE BROOK

                                   SCHEDULE A

ALL that certain tract, lot and parcel of land lying and being in the Township of Saddle Brook, County of Bergen, and State of New Jersey, being more particularly described as follows:

                  BEGINNING at the intersection of the northerly line of Pehle Avenue with the dividing line between lands formerly of Rosario Ciuppa and wife on the south and lands now or formerly of William Smidt and wife on the north, said point having N.J. Plane Coordinates of N. 755, 908. 142 and E. 2157491.645 and running thence;

                  Westerly along the northerly line of Pehle Avenue on a bearing based on N.J. Plane Coordinate System, South 70 degrees 28 minutes 14 seconds West distant 515.00 feet to a point; thence

                  Northwesterly along coordinate bearing North 67 degrees 32 minutes 00 seconds West distant 79.00 feet to a point; thence

                  Northerly North 20 degrees 32 minutes 00 seconds West distant
      196.00 feet to a point; thence,

                  Northeasterly, North 33 degrees 43 minutes 00 seconds East distant 87.00 feet to a point; thence

                  Northeasterly, North 63 degrees 43 minutes 00 seconds East distant 327.00 feet to a point; thence;

                  Southeasterly, South 77 degrees 47 minutes 00 seconds East distant 162.95 feet to a point; thence

                  Northeasterly North 63 degrees 01 minutes 30 seconds East distant 44.51 feet to a point in the dividing line between lands formerly of Rosario Ciuppa and wife and lands now or formerly of William Smidt and wife as mentioned in describing the point or place of beginning; thence

                  Southerly along the said dividing line, South 19 degrees 31 minutes 46 seconds East distant 259.37 feet to the northerly line of Pehle Avenue, the point or place of BEGINNING.

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

                  View of the exterior of the Subject Property


                               [GRAPHIC OMITTED]

                      View of the Subject Property's lobby

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

              View of a standard guestroom at the Subject Property

                               [GRAPHIC OMITTED]

                    View of the Subject Property's ballroom

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

              View of the Subject Property's indoor swimming pool

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

              View of a standard bathroom at the Subject Property

HVS International, Mineola, New York              Photographs of the Competition
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                               [GRAPHIC OMITTED]

                            Holiday Inn Saddlebrook


                               [GRAPHIC OMITTED]

                              Ramada Rochelle Park

HVS International, Mineola, New York              Photographs of the Competition
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                               [GRAPHIC OMITTED]

                         Holiday Inn Hasbrouck Heights

HVS International, Mineola, New York              Addenda: Synopsis of Howard  1
                                                  Johnson License Agreement
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Synopsis of Howard Johnson License Agreement

Date:                         August 25, 1994

Licensor:                     Howard Johnson Franchise Systems, Inc.

Licensee:                     Saddle Brook New Jersey Hotel Limited Partnership
                              - an entity controlled by Ashford Financial
                              Corporation

Premises:                     129 Pehle Avenue East, Saddle Brook, New Jersey

Term:                         15 years

Renewal:                      No renewal rights conveyed

Fees:                         Royalty:  4% of gross room revenues

                              Marketing Fees:  2% of gross room revenues

                              Room Sales Charge:  2.5% of gross room revenues

Licensor Services:            Reservation system, marketing, training

Licensee Obligations:         Insurance, minor renovations, courtesy lodging

Termination:                  Upon default

HVS International, Mineola, New York    Addenda: Synopsis of Restaurant Lease  1
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Synopsis of Restaurant Lease

Date:                     March 30, 1967

Current Licensor:         Saddle Brook New Jersey Hotel Limited Partnership
                          - an entity controlled by Ashford Financial
                          Corporation

Licensee:                 Allan V. Rose

Term:                     Original lease:  25 years, with 3 five-year extensions

                          Amendment:  3 additional five-year extensions

Fixed Annual Rent:        Year 1:                $12,000

                          Years 2 - 6:           $40,000

                          Years 7 - 21:          $45,000

                          Years 22 - 26:         $50,000

                          Additional: 5% of gross annual sales over $1,000,000

Comments:                 Lessor makes structural repairs

                          Lessee pays all utilities

                          Lessee pays real estate and personal property taxes

HVS International, Mineola, New York               Addenda: Synopsis of Hotel  1
                                                   Management Agreement
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Synopsis of Hotel Management Agreement

Date:                         May 16, 1994

Owner:                        Saddle Brook New Jersey Hotel Limited Partnership
                              - an entity controlled by Ashford Financial
                              Corporation

Manager:                      Remington Employers Corporation

Premises:                     Howard Johnson Plaza

Term:                         15 years

Renewal:                      2 five-year extensions

Management Fee:               3% of gross revenues

Reserve for Replacement:      3% of gross revenues

Termination:                  Under various conditions of default

HVS International, Mineola, New York        Addenda: Synopsis of Ground Lease  1
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Synopsis of Ground Lease

Date:                         March 30, 1967

Current Landlord:             Paul Ferber  (T/A PLF Company)

Current Lessee:               Saddle Brook New Jersey Hotel Limited Partnership
                              - an entity controlled by Ashford Financial
                              Corporation

Premises:                     Howard Johnson Plaza, Saddle Brook, New Jersey

Term: 26 years, commencing 90 days from the execution of the Lease (expiration date is June 28, 1993)

Renewal: Three extension options, two for periods of 21 years, and one for a period of 33-1/3 years, provided Tenant notifies landlord of its election to extent at least 180 days prior to the expiration of the term (or any extended term)

Rent:                         Years 2-3:     $40,000/per year

                              Years 7-21:    $45,000/per year

                              Years 22-26:   $50,000/per year

                              Provisions are provided for CPI escalations.

HVS International, Mineola, New York          Explanation of the Simultaneous  1
                                              Valuation Formula
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Explanation of the Simultaneous Valuation Formula

The algebraic equation known as the simultaneous valuation formula, which solves for the total property value using a ten-year mortgage and equity technique, was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(17)

The process of solving for the value of the mortgage and equity components begins by deducting the annual debt service from the projected income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value using the terminal capitalization rate. The equity residual, which is the total reversionary value less the mortgage balance at that point in time and less any brokerage and legal costs associated with the sale, is discounted to the date of value at the equity yield rate. The net income to equity for each projection year is also discounted back to the date of value. The sum of these discounted values equals the value of the equity component. Because the equity component comprises a specific percentage of the total value, the value of the mortgage and the total property can be computed easily.


(17) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

HVS International, Mineola, New York          Explanation of the Simultaneous  2
                                              Valuation Formula
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This process can be expressed in two algebraic equations that set forth the mathematical relationships between the known and unknown variables using the following symbols.

NI    =  Net income available for debt service

V     =  Value

M     =  Loan-to-value ratio

f     =  Annual debt service constant

n     =  Number of years in the projection period

de    =  Annual cash available to equity

dr    =  Residual equity value

b     =  Brokerage and legal cost percentage

P     =  Fraction of the loan paid off during the projection period

fp    =  Annual constant required to amortize the entire loan during the projection period

Rr    =  Overall terminal capitalization rate that is applied to net income to calculate the total property reversion (sales price at the end of the projection period)

1/Sn  =  Present worth of $1 factor (discount factor) at the equity yield rate

Using these symbols, the following formulas can be used to express some of the components of this mortgage and equity valuation process.

Debt Service - A property's debt service is calculated by first determining the mortgage amount that equals the total value (V) multiplied by the loan-to-value ratio (M). Debt service is derived by multiplying the mortgage amount by the annual debt service constant (f). The following formula represents debt service.

                            f x M x V = Debt Service

Net Income to Equity (Equity Dividend) - The net income to equity (de) is the property's net income before debt service (NI) less debt service. The following formula represents the net income to equity.

HVS International, Mineola, New York          Explanation of the Simultaneous  3
                                              Valuation Formula
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                              NI - (f x M x V) = de

Reversionary Value - The value of the hotel at the end of the tenth year is calculated by dividing the 11th-year net income before debt service (NI^11) by the terminal capitalization rate (Rr). The following formula represents the property's tenth-year reversionary value.

                         (NI^11/Rr) = Reversionary Value

Brokerage and Legal Costs - When a hotel is sold, certain costs are associated with the transaction. Normally, the broker is paid a commission and the attorney collects legal fees. In the case of hotel transactions, brokerage and legal costs typically range from 1% to 4% of the sales price. Because these expenses reduce the proceeds to the seller, they are usually deducted from the reversionary value in the mortgage and equity valuation process. Brokerage and legal costs (b), expressed as a percentage of reversionary value (NI^11/Rr), are calculated by application of the following formula.

                     b(NI^11/Rr) = Brokerage and Legal Costs

Ending Mortgage Balance - The mortgage balance at the end of the tenth year must be deducted from the total reversionary value (debt and equity) in order to determine the equity residual. The formula used to determine the fraction of the loan remaining (expressed as a percentage of the original loan balance) at any point in time (P) takes the annual debt service constant of the loan over the entire amortization period (f) less the mortgage interest rate (i), and divides it by the annual constant required to amortize the entire loan during the ten-year projection period (fp) less the mortgage interest rate. The following formula represents the fraction of the loan paid off (P).

                              (f - i)/(fp - i) = P

HVS International, Mineola, New York          Explanation of the Simultaneous  4
                                              Valuation Formula
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If the fraction of the loan paid off (expressed as a percentage of the initial loan balance) is P, then the remaining loan percentage is expressed as 1 - P. The ending mortgage balance is the fraction of the remaining loan (1 - P) multiplied by the initial loan amount (M x V). The following formula represents the ending mortgage balance.

                                 (1 - P) x M x V

Equity Residual Value - The value of the equity upon the sale at the end of the projection period (dr) is the reversionary value less the brokerage and legal costs and the ending mortgage balance. The following formula represents the equity residual value.

               (NI^11/Rr) - (b(NI^11/Rr) - ((1 - P) x M x V) = dr

Annual Cash Flow to Equity - The annual cash flow to equity consists of the equity dividend for each projection year plus the equity residual at the end of the tenth year. The following formula represents the annual cash flow to equity.

                            NI^1 - (f x M x V) = de^1

                            NI^2 - (f x M x V) = de^2

                           NI^10 - (f x M x V) = de^10

               (NI^11/Rr) - (b(NI^11/Rr) - ((1 - P) x M x V) = dr

Value of the Equity - If the initial mortgage amount is calculated by multiplying the loan-to-value ratio (M) by the property value (V), then the equity value is one minus the loan-to-value ratio multiplied by the property value. The following formula represents the value of the equity.

                                    (1 - M) V

HVS International, Mineola, New York          Explanation of the Simultaneous  5
                                              Valuation Formula
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Discounting the Cash Flow to Equity to the Present Value - The cash flow to equity in each projection year is discounted to the present value at the equity yield rate (1/S^n). The sum of these cash flows is the value of the equity (1 -
M) V. The following formula represents the calculation of equity as the sum of the discounted cash flows.

                     (de^1 x 1/S^1) + (de^2 x 1/S^2) + . . .
                 + (de^10 x 1/S^10) + (dr x 1/S^10) = (1 - M) V

Combining the Equations: Annual Cash Flow to Equity and Discounting the Cash Flow to Equity to the Present Value - The last step is to arrive at one overall equation that shows that the annual cash flow to equity plus the yearly discounting to the present value equals the value of the equity.

       ((NI^1 - (f x M x V)) 1/S^1) + ((NI^2 - (f x M x V)) 1/S^2) + . . .

                        ((NI^10 - (f x M x V)) 1/S^10) +

      (((NI^11/Rr) - (b(NI^11/Rr)) - ((1 - P) x M x V)) 1/S^10) = (1 -M) V

Because the property's value (V) is the only unknown, this equation can be solved readily.

Ten-Year Projection of Income and Expense - Because the fixed and variable forecast of income and expense is carried out only to the stabilized year, it is necessary to continue the projection to the 11th year. In most cases, net income before debt service beyond the stabilized year is projected at an assumed inflation rate. By increasing a property's revenue and expenses at the same rate of inflation, net income remains constant as a percentage of total revenue, and the dollar amount escalates at the annual inflation rate. Hotel investors are currently using inflation rates of approximately 3.5% annually. The ten-year forecast of income and expense illustrates the subject property's net income, which is assumed to increase by 3.5% annually subsequent to the hotel's stabilized year of operation.

Solving for Value Using the Simultaneous Valuation Formula - In the case of the subject property, the following known variables have been determined.

HVS International, Mineola, New York          Explanation of the Simultaneous  6
                                              Valuation Formula
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Table 1:  Summary of Known Variables
--------------------------------------------------------------------------------

Annual Net Income                            NI            See Ten-Year Forecast
Loan-to-Value Ratio                          M                    70.0%
Interest Rate                                i                     9.5%
Debt Service Constant                        f                 0.111856
Equity Yield                                 Ye                   22.0%
Brokerage and Legal Fees                     b                     3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years           fp                0.155277
Terminal Capitalization Rate                 Rr                   12.0%

--------------------------------------------------------------------------------

The following table illustrates the present worth of a $1 factor at the 22% equity yield rate.

================================================================================
Table 2:  Present Worth of $1 Factor at the Equity Yield Rate
--------------------------------------------------------------------------------

                                        Present Worth of $1
            Calendar Year                  Factor @22.0%
     -------------------------------------------------------------
                1997                         0.819535
                1998                         0.671637
                1999                         0.550430
                2000                         0.451097
                2001                         0.369689
                2002                         0.302973
                2003                         0.248297
                2004                         0.203488
                2005                         0.166766
                2006                         0.136670

--------------------------------------------------------------------------------

Using these known variables, the following intermediary calculations must be made before applying the simultaneous valuation formula. The fraction of the loan paid off during the projection period is calculated as follows.

           P = ( 0.111856 - 0.095 ) / ( 0.155277 - 0.095 ) = 0.279638

The annual debt service is calculated as f x M x V.

                 (f x M x V) = 0.111856 x 0.70 x V = 0.078299 V

HVS International, Mineola, New York          Explanation of the Simultaneous  7
                                              Valuation Formula
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Inserting the known variables into the hotel valuation formula produces the following.

                   ( 417,000 - 0.078299 V ) x 0.819672 +
                   ( 487,000 - 0.078299 V ) x 0.671862 +
                   ( 393,000 - 0.078299 V ) x 0.550707 +
                   ( 406,000 - 0.078299 V ) x 0.451399 +
                   ( 421,000 - 0.078299 V ) x 0.369999 +
                   ( 435,000 - 0.078299 V ) x 0.303278 +
                   ( 447,000 - 0.078299 V ) x 0.248589 +
                   ( 466,000 - 0.078299 V ) x 0.203761 +
                   ( 482,000 - 0.078299 V ) x 0.167017 +
                   ( 499,000 - 0.078299 V ) x 0.136899 +

             ((( 516,000 / 0.120 ) - ( 0.03 x ( 516,000 / 0.120 )) -

          (( 1 - 0.279638 ) x 0.70 x V )) x 0.136899 ) = ( 1 - 0.70 ) V

Like terms are combined as follows.

                     $2,282,286 - 0.376214 V = (1 - 0.70) V
                                  $2,282,286 = 0.67621 V
                                           V = $ 2,282,286 / 0.67621
                                           V = $ 3,375,097

         Total Property Value as Indicated by
           the Income Capitalization
           Approach (Say)                    = $ 3,400,000

HVS International, Mineola, New York          Qualifications of Rodney G. Clough
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Rodney G. Clough


Employment

1995 to present      HVS INTERNATIONAL
                     Mineola, New York
                     (Hotel Valuations, Market Studies, Feasibility Reports and Investment Counseling)

1994                 THE MIRAGE HOTEL AND CASINO
                     Las Vegas, Nevada

Summer, 1993         HYATT REGENCY DENVER DOWNTOWN
                     Denver, Colorado

1991                 THE STATLER HOTEL AND JW MARRIOTT
                     EXECUTIVE EDUCATION CENTER
                     Ithaca, New York

1988                 UNIVERSITY OF COLORADO CATERING
                     Boulder, Colorado

Education            BS - School of Hotel Administration, Cornell University
                     (Managing Director, HEC 69)

Professional         Cornell Society of Hotelmen
Affiliations

Examples of          Bay County Conference Center    Keenan & Hewitt
Corporate and          Planning Authority            Mountain Spa Development
Institutional        Capitol Hotel Group             OCWEN Financial Corporation
Clients Served       City of Portsmouth              ITT Sheraton
                     Fairmont Hotel Management Co.   Samoth, Inc.
                     Grand Heritage Hotels           Sumitomo Bank Ltd.

HVS International, Mineola, New York          Qualifications of Rodney G. Clough
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Examples of Hotels       Florida
Appraised or Evaluated   - Floridan Hotel, Tampa
                         - Proposed Sheraton, Tampa
                         - Grenelefe Golf and Tennis Resort, Haines City

                         Illinois
                         - The Fairmont, Chicago
                         - Days Inn, Chicago

                         Kansas
                         - Broadview Hotel, Wichita

                         Massachusetts
                         - Copley Plaza Hotel, Boston

                         Michigan
                         - Proposed Conference Center, Bay City

                         Nevada
                         - Proposed Mountain Spa Resort, Las Vegas

                         New York
                         - Hotel Gregory, Brooklyn
                         - LaGuardia Ramada, East Elmhurst
                         - Staten Island Hotel, Staten Island

                         South Carolina
                         - Proposed Inn, Charleston

                         Texas
                         - Proposed Sheraton, San Antonio
                         - Holiday Inn Riverwalk North, San Antonio
                         - Crossroads Inn, San Antonio

                         Virginia
                         - Doubletree Hotel, Crystal City
                         - Proposed Downtown Hotel, Portsmouth

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Anne R. Lloyd-Jones, CRE

Employment

1982 to present            HVS INTERNATIONAL
                           Mineola, New York
                           (Hotel/Motel Valuations, Market Studies,
                           Feasibility Reports, and Investment Counseling)

1981                       FAIRMONT HOTEL
                           Dallas, Texas

1979 - 1980                SAGA FOOD SERVICE
                           SWARTHMORE COLLEGE
                           Swarthmore, Pennsylvania

1977 - 1980                DARANNE CATERERS
                           Swarthmore, Pennsylvania


Professional Affiliations  American Society of Real Estate Counselors -
                             Member (CRE)
                           Appraisal Institute - Candidate for Membership Cornell Society of Hotelmen

Education

                           MPS - School of Hotel Administration,
                             Cornell University

                           BA - Swarthmore College

                           Appraisal Institute
                             Course 1A1 - Real Estate Appraisal Principles Course 1A2 - Basic Valuation Procedures
                             Course 1BA - Capitalization Theory and Techniques,
                                          Part A
                             Course 1BB - Capitalization Theory and Techniques,
                                          Part B
                             Course 2-1 - Case Studies in Real Estate Valuation Course 2-3 - Standards of Professional Practice Course 3-1 - Report Writing

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Corporate and Institutional Clients Served

Ashford Financial Corporation
Chase Manhattan Bank, N. A.
Citibank / Citicorp NA
Credit Lyonnais
Doubletree Hotels
Grand Heritage Hotels
Great Western Bank
Goldman Sachs
Holiday Inns, Inc.
Interstate Hotels
MassMutual
Marriott International / Host Marriott
Morgan Stanley
OCWEN Financial Services
Remington Hotels
Sheraton Hotels
Starwood Capital Group
Starwood Lodging Trust
Winegardner & Hammons
Wyndham Hotel Company


Hotel Chains and Management Companies Appraised or Evaluated

Doubletree Hotels
Compri Hotels
Interstate Hotels
Fairmont Hotels
Guest Quarters
Hilton Hotels Corporation
Omni International Hotels
Ramada Hotel Corp.
Servico Hotel Corp.
Winegardner & Hammons


Appearance as an Expert Witness

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Jefferson City, Missouri
Federal Bankruptcy Court, Columbia, South Carolina
Federal Bankruptcy Court, Houston, Texas
Federal Bankruptcy Court, New York, New York
Federal Bankruptcy Court, San Bernardino, California
Federal Bankruptcy Court, Los Angeles, California
Federal Bankruptcy Court, Charlotte, North Carolina
Federal Bankruptcy Court, Miami, Florida
Federal District Court, Central Division, Salt Lake City, Utah
Iowa District Court, Story County, Iowa
Texas District Court, Harris County, Texas
Federal Bankruptcy Court, Tampa, Florida
Utah District Court, Salt Lake County, Utah
Federal Bankruptcy Court, Newark, New Jersey

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated

Arizona
- Wyndham Garden Hotel, Chandler
- Wyndham Garden Hotel - Airport, Phoenix
- Wyndham Garden Hotel - Union Hills, Phoenix
- Canyon Ranch Spa & Fitness Resort, Tucson

Alabama

- Holiday Inn, Birmingham
- Proposed Sheraton, Gulf Shores
- Proposed Inn, Mobile
- Holiday Inn, Sheffield

California
- Industry Hills Sheraton Hotel, City of Industry
- Piccadilly Inn, Fresno
- Proposed Inn at Foss Creek, Healdsburg
- Sunset Towers Hotel, Hollywood
- Proposed La Quinta, Irvine
- Wyndham Garden Hotel, La Jolla
- Days Inn, La Palma
- Proposed Marriott Courtyard, Palm Springs
- Proposed Club Hilton Hotel, Pleasanton
- Center Pointe Development, San Diego
- Holiday Inn-Embarcadero, San Diego
- Holiday Inn-Harbor View, San Diego
- Seven Seas Lodge, San Diego
- Proposed Fountaingrove Inn, Santa Rosa
- Sheraton Round Barn Inn, Santa Rosa
- Wyndham Garden Hotel, Sunnyvale
- Westlake Plaza Hotel, Thousand Oaks
- Proposed Marriott Courtyard, Torrance

Colorado
- Proposed Hotel, Keystone

Connecticut
- Holiday Inn, Milford
- Holiday Inn, New Britain

District of Columbia
- Grand Hotel, Washington
- Wyndham Bristol Hotel, Washington

Florida
- Kon Tiki Village, Kissimmee
- Sheraton Lakeside, Kissimmee
- Holiday Inn, 22nd Street, Miami Beach
- Holiday Inn, 87th Street, Miami Beach
- Holiday Inn, 180th Street, Miami Beach
- Sheraton Resort & Marina, St. Petersburg
- Hilton Hotel, Singer Island
- Royce Hotel, West Palm Beach

Georgia
- Marriott Hotel, Atlanta
- Wyndham Garden Hotel, Atlanta
- Holiday Inn, Brunswick
- Holiday Inn, Jekyll Island
- Mullberry Inn, Savannah
- Royal Savannah Inn, Savannah

Hawaii
- Hobron in Waikiki, Honolulu

Idaho
- Holiday Inn, Boise
- Red Lion Inn, Boise
- Super 8, Boise

Illinois
- Ramada Inn, Bloomington
- Proposed Marriott Courtyard, Glenview
- Wyndham Garden Hotel, Naperville

Indiana
- Holiday Inn, Bloomington
- Inn at the Four Winds, Bloomington
- Ramada Inn, Bloomington
- Hilton Hotel, Fort Wayne
- Airport Hilton Inn, Indianapolis
- Hilton at the Circle, Indianapolis

Iowa
- Holiday Inn, Ames
- Proposed Fairfield Inn, Des Moines

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Kentucky
- Proposed Super 8, London
- Proposed Super 8, Radcliff

Louisiana
- Sheraton Inn, Kenner
- Hotel Meridien, New Orleans

Maine
- Proposed Hotel, Old Orchard Beach

Maryland
- Brookshire Hotel, Baltimore
- Lord Baltimore Hotel, Baltimore
- Hyatt Regency, Bethesda

Massachusetts
- Proposed Marriott Courtyard, Andover
- Hyatt Regency, Cambridge
- Proposed Hotel, Franklin
- Sheraton Inn, Hyannis
- Marriott Hotel, Worcester

Michigan
- Bay Valley Inn, Bay City
- Hilton Airport, Detroit
- Westin Renaissance Center, Detroit
- Hotel Pontchartrain, Detroit
- Proposed Embassy Suites, Lansing
- Hilton Inn, Northfield
- Holiday Inn, Saginaw

Minnesota
- Wyndham Garden Hotel, Bloomington
- Marriott Hotel, Minnetonka

Missouri
- Inn at Grand Glaize, Osage Beach
- Bel Air Hilton, St. Louis
- Holiday Inn Riverfront, St. Louis

Nebraska
- Holiday Inn Airport, Lincoln
- Holiday Inn Northeast, Lincoln

Nebraska (continued)
- Marriott Hotel, Omaha
- Ramada Inn, Omaha
- Red Lion Inn, Omaha

Nevada
- Proposed Super 8, Las Vegas

New Jersey
- Ramada Inn, Edison
- Marriott Hotel, Hanover
- Headquarters Plaza, Morristown
- Hyatt Regency, New Brunswick
- Holiday Inn, North Brunswick

New York
- Hilton Hotel, Albany
- Proposed Embassy Suites, Amherst
- Holiday Inn Arena, Binghamton
- Holiday Inn SUNY, Binghamton
- Proposed Hotel, Binghamton
- Proposed Hilton, Brooklyn
- Marriott Hotel, Dewitt
- Metropole Hotel, Flushing
- Midway Hotel, Flushing
- Ramada Inn, Kingston
- Royce Hotel, La Guardia
- Holiday Inn, Latham
- Proposed Crowne Plaza, Manhattan
- Proposed Prince Street Hotel, Manhattan
- Proposed Roslyn Inn, Roslyn
- Proposed Le Richmonde, Rye Brook
- Hilton Hotel, Syracuse
- Hotel Syracuse, Syracuse
- Proposed Hotel, Watertown

North Carolina
- Proposed Inn, Chapel Hill
- Proposed Indep. Center Marriott Hotel,
    Charlotte
- Royce Hotel, Charlotte
- Howard Johnson's North, Charlotte

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

North Carolina (continued)
- Holiday Inn West, Durham
- Sheraton University Inn, Durham
- Holiday Inn, Fayetteville
- Holiday Inn Downtown, Raleigh

Ohio
- Proposed Hyatt Hotel, Cleveland
- Proposed Marriott Hotel, Cleveland

Oregon
- Holiday Inn Airport, Portland
- Holiday Inn South, Portland

Pennsylvania
- Quality Inn, Allentown
- Holiday Inn, Bensalem
- Proposed Marriott Courtyard, Devon
- Proposed Lafayette Inn, Easton
- Ramada Inn, Erie
- Holiday Inn, Harrisburg
- Marriott Hotel, Harrisburg
- Proposed Super 8, Harrisburg
- Proposed Super 8, Lancaster
- Holiday Inn West, Monroeville
- Days Inn Philadelphia
- Franklin Plaza Hotel, Philadelphia
- Franklin Towne EconoLodge, Philadelphia
- Guest Quarters Hotel, Philadelphia
- Hilton Inn, Northeast, Philadelphia
- Marriott Airport Hotel, Philadelphia
- Holiday Inn Greentree, Pittsburgh
- Holiday Inn Parkway East, Pittsburgh
- Holiday Inn North, Pittsburgh
- Holiday Inn Parkway West, Pittsburgh
- Proposed Hotel, Pittsburgh
- Royce Hotel, Pittsburgh
- Westin William Penn Hotel, Pittsburgh
- Hilton Hotel, Scranton
- Proposed Marriott Courtyard, Valley Forge
- Holiday Inn Meadowlands, Washington
- Ramada Inn, York
- Proposed Super 8, York

Rhode Island
- Proposed Hotel, Providence
- Omni Biltmore Hotel, Providence

South Carolina
- Proposed Charleston Center Hotel, Charleston
- Proposed Cooper River Inn, Charleston
- Howard Johnson's, Spartanburg
- Proposed Middleton Inn and
    Conference Center, Charleston
- Best Western, North Charleston
- Proposed Marriott Courtyard, Columbia
- Fairfield Inn, Florence
- Holiday Inn, Florence
- Fairfield Inn, Greenville
- Proposed Marriott Courtyard, Greenville
- Fairfield Inn, Hilton Head
- Holiday Inn, Hilton Head

Tennessee
- Hampton Inn, Brentwood
- Proposed Marriott Courtyard, Brentwood
- Howard Johnson's, Chattanooga
- Sheraton Hotel, Chattanooga
- Howard Johnson's, Knoxville
- Proposed Capital Mall Convention Center Hotel,
    Nashville
- Clarion Maxwell House, Nashville
- Holiday Inn Briley Parkway, Nashville
- Proposed Marriott Courtyard, Nashville
- Sheraton Music City, Nashville
- Stouffer's Nashville Hotel, Nashville
- Proposed Super 8, Nashville
- Union Station Hotel, Nashville
- Wyndham Garden Hotel, Nashville
- Proposed Super 8, Union City

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Texas
- Proposed Marriott Courtyard, Addison
- Proposed Marriott Courtyard, Arlington
- La Mansion, Austin
- Proposed Marriott Courtyard, Bedford
- Airport Hilton, El Paso
- Hotel Meridien, Houston
- Sheraton Hotel, Houston
- Proposed Marriott Courtyard, Las Colinas
- Proposed Marriott Courtyard, North Dallas
- La Mansion Del Norte, San Antonio
- La Mansion Del Rio, San Antonio
- Proposed Marriott Courtyard, San Antonio
- Proposed Marriott Courtyard - Medical Center,
    San Antonio

Utah
- Deer Valley Resort, Park City
- Hilton Inn, Salt Lake City
- Holiday Inn, Salt Lake City
- Sheraton Hotel, Salt Lake City

Virginia
- Mountain Lake Hotel, Blacksburg
- Howard Johnson's, Bristol
- Boars Head Inn, Charlottesville
- Proposed Fairfield Inn, Hampton
- Proposed Embassy Suites, Herndon
- Ramada Renaissance, Herndon
- Proposed Marriott Courtyard, Manassas
- Omni Hotel, Norfolk

Virginia (continued)
- Proposed Marriott, Norfolk
- Howard Johnson's, Richmond
- Howard Johnson's, Roanoke
- Howard Johnson's, Roanoke Rapids
- Wyndham Hotel, Williamsburg

Washington
- Wyndham Garden Hotel, Bothell
- Redmond Hotel, Redmond
- Wyndham Garden Hotel, SeaTac

West Virginia
Proposed Budget Motel, Princeton

Wisconsin
- Proposed Granada Royale, Green Bay
- Holiday Inn-Downtown, Green Bay

Canada
- Inn on the Park, Toronto

Puerto Rico
- Carib Inn, San Juan

Virgin Islands
- Virgin Grand Beach Hotel, St. Thomas

Jamaica
- Holiday Inn, Montego Bay

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Stephen Rushmore, CRE, MAI, CHA

Employment
1980 to present

                     HVS INTERNATIONAL
                     Mineola, New York
                     (Hotel/Motel Valuations, Market Studies,
                     Feasibility Reports, and Investment Counseling)
1977 - 1980
1971 - 1974

                     HELMSLEY-SPEAR HOSPITALITY SERVICES, INC.
                     New York, New York
                     (Real Estate)
1974 - 1977

                     JAMES E. GIBBONS ASSOCIATES
                     Garden City, New York
                     (Mortgage Banking, Appraisals, Hotel Operations)
Affiliated
Ownership Interests

                     HVS INTERNATIONAL (SAN FRANCISCO, CALIFORNIA)
                     West coast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (MIAMI, FLORIDA)
                     Southeast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (BOULDER, COLORADO)
                     Midwest office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (VANCOUVER, CANADA)
                     Canadian office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (LONDON, ENGLAND)
                     European office for hotel/motel appraisals and counseling

                     HVS - EXECUTIVE SEARCH
                     Hotel/motel executive search and human resource consulting

HVS International, Mineola, New York                Qualifications of Stephen
                                                    Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     HVS - ECO SERVICES
                     Environmental consulting for hotels and motels; administrator of the ECOTEL designation

                     HOSPITALITY EQUITY INVESTORS, INC.
                     Hotel and motel investment and management company

                     TRUMBULL MARRIOTT HOTEL
                     General partner of a 324-room hotel and conference center

                     PRINCETON HOTEL ASSOCIATES
                     General partner of a 128-unit Residence Inn in Princeton, New Jersey

                     SEAVIEW GOLF RESORT ASSOCIATES
                     General partner of a 298-unit, 424-acre Marriott resort in Absecon, New Jersey

                     SHELTON HOTEL ASSOCIATES
                     General partner of a 96-unit Residence Inn in Shelton, Connecticut

                     DANBURY HOTEL ASSOCIATES
                     General partner of a 243-unit Hilton Hotel in Danbury, Connecticut

                     PRUDENTIAL - HEI JOINT VENTURE
                     Joint venture partner with Prudential Insurance Company of America on a 234-unit Embassy Suites in Atlanta, Georgia

                     WESTPORT NORFOLK ASSOCIATES
                     General partner of a 425-unit Omni Hotel in Norfolk,
                     Virginia

                     WESTPORT BWI, LLC
                     General partner of a 310-unit Marriott Hotel in Baltimore, Maryland

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     WESTPORT RARITAN, LLC
                     General partner of a 274-unit Crowne Plaza Hotel in Raritan, New Jersey

                     WESTPORT NOVI, LLC
                     General partner of a 193-unit Hilton Hotel in Novi,
                     Michigan

                     WESTPORT LONG BEACH, LLC
                     General Partner of a 460-unit Sheraton Hotel in Long Beach, California

                     WESTPORT PARK RIDGE, LLC
                     General Partner of a 265-unit hotel and conference center in Valley Forge, Pennsylvania

                     WESTPORT CHARLESTON, LLC
                     General Partner of a 295-unit Hilton Hotel in Charleston, South Carolina

                     HOSPITALITY VALUATION SOFTWARE, INC.
                     Founder of software company that develops and distributes hotel financial analysis software

Hotels Managed

                     Sheraton Hotel, Smithtown, New York
                     Marriott Hotel, Baltimore Airport, Maryland
                     Hilton Hotel, Danbury, Connecticut
                     Residence Inn, Princeton, New Jersey
                     Embassy Suites, Atlanta Airport, Georgia
                     Omni Hotel, Norfolk, Virginia
                     Crowne Plaza, Raritan, New Jersey
                     Hilton Hotel, Novi, Michigan
                     Sheraton Hotel, Long Beach, California
                     Hilton Hotel, Charleston, South Carolina
                     Park Ridge Hotel and Conference Center, Valley Forge, Pennsylvania
                     Hilton Hotel, Wilmington, Delaware

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Professional Affiliations

                     American Society of Real Estate Counselors - Member (CRE)
                     - Board of Governors

                     Appraisal Institute - Member (MAI) (SREA)
                     - Developer and Instructor, Hotel Investment and Valuation Seminar
                     - Developer and Instructor, Hotel Computer Valuation
                     Seminar

                     American Hotel and Motel Association
                     - Certified Hotel Administrator (CHA)
                     - Industry Real Estate Financing Advisory Council (IREFAC)

                     International Society of Hospitality Consultants - Member
                     (ISHC)

                     New York University - Adjunct Assistant Professor of Nutrition, Food and Hotel Management

                     Michigan State University - Honorary Faculty, Honorary Alumnus

                     Certified General Appraiser - Arizona, Colorado, Connecticut, Delaware, District of Columbia, Georgia, Illinois, Massachusetts, Michigan, Minnesota, Nebraska, New Jersey, New York, Oregon, Pennsylvania, South Carolina, Tennessee, Utah, Virginia

                     Licensed Real Estate Broker - New York, Pennsylvania

                     Board of Advisers
                     - Real Estate Finance Journal
                     - Real Estate Workouts & Asset Management

                     American Arbitration Association - National Real Estate Valuation Council

                     Cornell Society of Hotelmen

                     New York University Masters in Hospitality Management - Advisory Board

                     New York University Hospitality Investment Conference - Board of Advisors

                     Beta Gamma Sigma - National Honor Society in Business and Management

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Endowment

                     Hospitality Valuation Services Professor of Hotel Finance and Real Estate
                     - School of Hotel Administration, Cornell University (currently held by Professor James J. Eyster)

Education

                     BS - School of Hotel Administration, Cornell University

                     MBA - Graduate School of Business Administration (Finance), University of Buffalo

                     Candidate for PhD - School of Education, Department of Food Service Management, New York University

Partial List of Teaching and Lecture Assignments

                     Cornell University - Computer Valuation Techniques Michigan State University - Hotel Management Contracts University of North Carolina - Hotel Market Studies University of Virginia - Assessing Hotels
                     American Arbitration Association - Real Estate Arbitration American Hotel and Motel Association - Hotel Obsolescence Appraisal Institute - Hotel Valuation (over 50 seminars) International Association of Assessing Officers - Hotel Valuation
                     Montreal Appraisal Society - Total Project Analysis Society of Real Estate Appraisers - Lease Seminar Lodging Hospitality - Lodging Summit

Published Books
and Seminars

Textbooks
                     The Valuation of Hotels and Motels,
                     Appraisal Institute, Chicago, Illinois, 1978

                     Hotels, Motels and Restaurants: Valuations and Market Studies,
                     Appraisal Institute, Chicago, Illinois, 1983

                     How to Perform an Economic Feasibility Study of a Proposed Hotel/Motel,
                     American Society of Real Estate Counselors, Chicago, Illinois, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Books and Seminars (continued)

Textbooks (continued)

                     Hotel Investments: A Guide for Owners and Lenders, Warren, Gorham and Lamont, Inc., New York, New York, 1990

                     The Computerized Income Approach to Hotel Market Studies and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1990

                     Hotel Investments: A Guide for Owners and Lenders, 1992 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotel Investments: A Guide for Owners and Lenders, 1993 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1992

Student Manuals

                     The Valuation of Lease Interests,
                     Society of Real Estate Appraisers, Chicago, Illinois, 1976

                     Hotel-Motel Valuation Seminar,
                     Appraisal Institute, Chicago, Illinois, 1981, 1988, 1990

                     The Computerized Approach to Hotel Market Studies and Valuations Seminar,
                     Appraisal Institute, Chicago, Illinois, 1991

Demonstration Appraisal

                     Demonstration Appraisal of a Proposed Hotel, Spring Valley, New York, Hospitality Valuation Services, Mineola,
                     New York, 1983, 1990

Chapters

                     The Real Estate Handbook-Second Edition, Dow Jones-Irwin, 1989, "Hotels and Motels"

                     Arbitration of Real Estate Valuation Principles, American Arbitration Association, 1987, "Arbitration in the Hospitality Industry"

                     Ethics in Hospitality Management: A Book of Readings, Educational Institute of the American Hotel and Motel Association, 1992, "Ethics in Hotel Appraising"

                     The Lodging and Food Service Industry, Educational Institute of the American Hotel and Motel Association, 1993, "Insider's Insights"

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles

The Appraisal Journal

                     "Using Total Project Analysis to Compete for Investment
                      Capital," October, 1975
                     "The Appraisal of Food Service Facilities," July, 1980 "Publish and Prosper," October, 1980
                     "Valuation of Hotels and Motels for Assessment Purposes,"
                      April, 1984
                     "Adjusting Comparable Sales for Hotel Assessment Appeals,"
                      July, 1986
                     "Hotel Business Value and Working Capital: A
                      Clarification," January, 1987
                     "Ethics in Hotel Appraising," July, 1993

The Appraiser

                     "Hotel-Motel  Appraisal  Misconceptions  Set  Straight,"
                      January, 1979
                     "No Conventional Financing Available for Hotels: Rushmore,"
                      December, 1979
                     "Estimating Hotel Land Values Using Comparable Ground
                      Leases," April, 1980

Bulletin of the
Cornell Society of
Hotelmen

                     "Employment Philosophy for a Consulting Practice," July,
                      1984

Business Travel News

                     "A Snapshot of a Classic Recovery," July, 1995

The Canadian Appraiser

                     "Hotel/Motel Market Sales Update," Summer, 1987

Capital Sources for Real Estate

                     "Stephen  Rushmore  Discusses the Future of the Lodging
                      Industry," December, 1994

Cayuga Advisor

                     "Secrets to Success in Consulting," October, 1992

Chapter News and Notes

                     "Quantifying a Hotel's Business Value," November, 1979

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles
(continued)

Cornell Hotel &
Restaurant
Administration
Quarterly

                     "A Preliminary Market Study," November, 1974
                     "How Much is Your Place Worth  Today?  A Case Study in
                      Hotel - Motel Valuation," May, 1975
                     "What Can Be Done About Your Hotel's Real Estate Taxes?"
                      May, 1977
                     "The Appraisal of Lodging Facilities," August, 1978
                     "The Appraisal of Food Service Facilities," February,
                      1979
                     "The Appraisal of Lodging Facilities - Update," November,
                      1984
                     "Hotel Sales Prices Down More Than 12%," May, 1991
                     "Seven Current Hotel Valuation Techniques," August, 1992 "The Valuation of Distressed Hotels," October, 1992
                     "Hotel Lending in the 1990's: Amateurs Beware,"
                      December, 1994
                     "Investment Values of Lodging Property: Modeling the
                      Effects of Income Taxes and Alternative Lender Criteria," December, 1995

FCI Spec Sheet

                     "Employment  Philosophy  for  a  Consulting  Practice,"
                      September, 1984

Florida Hotel & Motel Journal

                     "Rushmore Reports Rising Hotel Prices," February, 1995

Hotel and Motel Management

                     "Average Rate vs. Project Cost," May 1, 1974
                     "How to Increase the Marketability of Your Motel," April,
                      1981
                     "Tougher Lending, Lower Room Rate Hikes On Way?" June, 1981 "What is That Mortgage Loan Going to Cost You?" August,
                      1981
                     "How to Perform a Study of Your Property's Market,"
                      October, 1981
                     "How do High Interest Rates Affect Your Motel's Value?"
                      December, 1981
                     "How to Buy a Feasibility  Study That Works for You,"
                      February, 1982
                     "Settling Lease Conflicts  Quickly Through  Arbitration,"
                      April, 1982

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Hotel and Motel Management (continued)

                     "Are Casino Hotels Really Worth $500,000 Per Room?" June,
                      1982
                     "Discount Rates and Internal Rate of Return," August,
                      1982
                     "Determining a Property's Extended Life Cycle,"
                      November, 1982
                     "Using Microcomputers for Forecasting," December, 1982 "Update on Hotel Development Costs," January, 1983 "Estimating a Site's Worth by Finding Its Profit Value,"
                      June, 1983
                     "Hotel Construction May Be Slowing Down a Little Bit,"
                      April, 1983
                     "The Investor's Risk Sways to Prevailing Economic Winds,"
                      August, 1983
                     "Is Your Property Tax at as Low a Level as it Should Be?"
                      October, 1983
                     "The Ultimate Guest Room: Could it Ever Exist Anywhere?"
                      December, 1983

Hotel-Motor Inn Journal

                     A Preventive Maintenance System for Motels," March, 1975

Hotel Valuation Journal

                     "Hotel Valuation Index Peaks During 1989," Fall, 1990 "Hotel Development Costs," Winter, 1991
                     "Hotel Valuation Index for 1990," Spring, 1991
                     "Bad Year for Hotel Sales Prices Confirmed," Spring, 1992 "Hotel Sales Prices on the Rise," Fall, 1994
                     "United States Hotel Values Climb," Spring/Summer, 1995 "It's Time for Franchise Reform," Fall, 1995

Institutions/
Volume Feeding

                     "Greater Risk/Greater Profit Potential:  Hotel Management
                      Contract," May, 1973

Lodging Hospitality

                     "How to Finance Renovation Projects," January, 1974 "Controlling Your Real Estate Taxes," July, 1978 "Putting Together a Sound Financial Package," December,
                      1978
                     "Favorable Outlook for Lodging Values," December, 1983 "Are Your Property Taxes Too High? (Part I and II)," May
                      and June, 1984

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Hotel Development Costs," July, 1984
                     "The Right Management Contract for You," September, 1984 "Selecting the Firm to Prepare Your Feasibility
                      Study," October, 1984
                     "A Quick How-To In Hotel Valuation," November, 1984 "Updating Lodging Interest Rates," December, 1984
                     "Is Your Guest Experience Up to Par?" January, 1985
                     "How to Perform a Breakeven Analysis," May, 1985 "Evaluating Operating Performance," June, 1985
                     "Hotel Lenders Toughen Underwriting Requirements," July,
                      1985
                     "Don't Forget the Pre-Opening Agreement," August, 1985 "Management Companies Should Participate in Financing,"
                      October, 1985
                     "Current Techniques for Valuing Hotel Land," November, 1985 "Hotel Development Costs," December, 1985
                     "Sourcing Debt Into the 1990's," January, 1986
                     "Hotel Valuation Thumb Rule," February, 1986
                     "Value in Use Versus Value in Exchange," March, 1986 "Stretching Feasibility," April, 1986
                     "The Management Question," May, 1986
                     "How to Commission a Feasibility Study," June, 1986
                     "Macro Trends Affecting Property Values," July, 1986 "Hotel-Motel Market Sales Update," August, 1986
                     "Financing Alternatives: Zero Coupon Mortgages," September,
                      1986
                     "Forecasting Lodging Energy Costs," October, 1986 "Portfolio Financing a Better Way," November, 1986
                     "Profit by Looking at History," December, 1986
                     "Why New York Isn't Overbuilt," February, 1987
                     "How to Discourage Hotel Overbuilding: A Case Study,"
                      April, 1987
                     "Structuring an Incentive Management Fee," June, 1987

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Franchising Questions and Answers," July, 1987 "Comparing Hotel Development Costs," August, 1987 "Understanding Economic Life," September, 1987
                     "Prices Rise for Lodging Properties," October, 1987 "Management Companies Are Key to Success," November, 1987 "Evaluating a Management Contract Fee Structure,"
                      December, 1987
                     "Check Profits Before Selecting Hotel Operator," January,
                      1988
                     "It's a Good Time to Review Your Taxes," February, 1988 "How to Use a Management Company Rating System," March,
                      1988
                     "Make Sure Management Contracts Contain These Terms,"
                      April, 1988
                     "Hotel Access and Visibility," May, 1988
                     "Chain Sale Strategies," July, 1988
                     "Evaluating a Hotel Franchise," August, 1988
                     "Evaluating Franchise Fees," September, 1988
                     "Opportunities in Economy Lodging," October, 1988
                     "How to Obtain a Hotel Mortgage," November, 1988 "Arbitration in the Hospitality Industry," December, 1988 "Lodging Development Cost Update," January, 1989 "Amenities as Profit Builders," February, 1989
                     "Hotel Values Mirror the Times," March, 1989
                     "Forecasting Revenue and Expenses," April, 1989
                     "Real Estate Jargon Made Simple," May, 1989
                     "Pricing a Management Contract," June, 1989
                     "Trends in Valuation," July, 1989
                     "Rescuing the Distressed Hotel," August, 1989
                     "Shielding Against Incompetence," September, 1989
                     "Hotel Valuation Revisited," October, 1989
                     "New Breed of Hard Budgets," November, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Figuring Cap Rates," December, 1989
                     "A Glance Backward," January, 1990
                     "Costs Creeping Up," February, 1990
                     "Valuing Distressed Properties," March, 1990
                     "Cap and Discount Rates," April, 1990
                     "An Open Letter," May, 1990
                     "Misconceptions About Appraisals," June, 1990
                     "Hotel Values Still Growing," July, 1990
                     "Hotel Renovation is Key to `90s," August, 1990 "Time Right for Hotel Leases," September, 1990 "Getting a Fix on Rates," October, 1990
                     "The Wrinkles of Class," November, 1990
                     "A Glance Backward," December, 1990
                     "The Price Dropoff," January, 1991
                     "The Cost Washout," February, 1991
                     "Survival of the Fittest," March, 1991
                     "Looking Out and Up," April, 1991
                     "The Bottom is in Sight," May, 1991
                     "The Pitfalls of Liquidation," June, 1991
                     "Extra! Extra! Hospitality News," July, 1991
                     "The Art of Hotel Renovation," August, 1991
                     "No Better Time for a Tax Review," September, 1991 "No Time for Passivity," October, 1991
                     "What a Franchise Really Costs," November, 1991
                     "In Case You Hadn't Heard," January, 1992
                     "Negotiation - The Name of the Game," February, 1992 "Now Could be the Time to Build," March, 1992
                     "The Well May Stay Dry," April, 1992

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Hotel Life Expectancy," May, 1992
                     "Hotel Values - What a Downer," June, 1992
                     "How to Make Money Now," July, 1992
                     "Hotel Chain Class Survey," August, 1992
                     "Budget Dining with Rushmore," September, 1992 "Bookings Up, Rates Will Follow," October, 1992 "Hospitality Master's Good Preparation," November,
                      1992
                     "What's New on the Job Front?" January, 1993
                     "Where Have All the Hotels Gone?" February, 1993 "Hotel Building Costs Continue to Fall," March, 1993 "Hotel Values Head Upward," April, 1993
                     "The Rise and Fall of Trophy Hotels," May, 1993 "Hotel Sales and Prices Rebound," June, 1993
                     "Third Parties Loosening Purse Strings," July, 1993 "Beyond Recycling: The Ecotel," August, 1993
                     "Time to Reduce Property Taxes," September, 1993 "Lodging: The Way I See It," October, 1993
                     "Choosing an Appraiser," November, 1993
                     "Who Needs an Asset Manager?" January, 1994
                     "Investing by the Numbers," February, 1994
                     "Fire Your Staff and Lease Them Back," March, 1994 "Published Rates Hint at Recovery," April, 1994
                     "Now is the Time to Start Building," May, 1994 "Hotel Values Heading Up," June, 1994
                     "Farewell, Friend," July, 1994
                     "Sales Prices Creeping Up," August, 1994
                     "Selecting Green Hotel Supplies," September, 1994 "Don't Write Off Full-Service Hotels," October,
                      1994

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Lodging REIT's Are on the Rise," November, 1994 "Going Back to the Future," January, 1995
                     "How much do Managers Make?" March, 1995
                     "Lodging Transactions Soared in '94," April, 1995 "Hotel Development Costs on the Rise," May, 1995 "Hotel Values up Significantly," June, 1995
                     "What a Franchise Costs over the Long Term," July,
                      1995
                     "Road Food Part II," August, 1995
                     "It's Time for Franchise Reform," September, 1995 "Extended Stay May Not Extend Your Profits,"
                      October, 1995
                     "The Year as I See It," November, 1995
                     "Cap Rate 101," January, 1996

Michigan Lodging

                     "Hotel Development Costs," January, 1988

The Mortgage and Real Estate Executives Report

                     "Atlantic City Building Game Involves High Stakes,"
                      August, 1979
                     "How Interest Rates Affect Real Estate Values,"
                      June, 1982
                     "Update on Hotel Development Costs," May 1, 1983

Motel-Hotel Insider

                     "The  $100,000  Plus  Hotel  Room Has Become a
                      Reality," November 19, 1979
                     "Update on Hotel Development Costs," April 4, 1983

NAIFA - The
Appraisal Review

                     "Hotel Valuation Techniques," Vol. 44, 1991

Real Estate Digest

                     "Why Should the Management Team be Important to
                      Hotel Lenders," Fall, 1988

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate
Finance Journal

                     "What is a Typical Fee for a Hotel Management
                      Contract?" Fall, 1988
                     "Hotel Franchise Fees," Winter 1989
                     "Why the Management Team Should be Important to
                      Hotel Lenders," Spring, 1989
                     "Hotel Values and Costs," Summer, 1989
                     "Structuring a Hotel Investment," Fall, 1989
                     "A Guide for Lenders Holding  Distressed  Hotel
                      Loans," Winter, 1990
                     "Estimating  Current  Interest  Rates  for Hotel
                      Financing," Spring, 1990
                     "Hotel Valuation Techniques," Summer, 1990
                     "Now is the Time to Review Your Hotel's Property
                      Taxes," Fall, 1990
                     "Property Tax Assessments for Hotels and Motels,"
                      Winter, 1991
                     "Putting Together Hotel Management  Agreements -
                      Part I," Spring 1991
                     "Putting Together Hotel Management  Agreements -
                      Part II," Summer, 1991
                     "The 1980s - The Decade of Change," Fall, 1991
                     "An Overview of the Hotel Industry: Past, Present,
                      and Future," Spring, 1994

Real Estate Forum

                     "Casino Hotels Raise Valuation Questions,"
                      November, 1981

Real Estate
Investment Ideas

                     "How Fuel and Energy Shortages Should Affect Investment
                      Decisions in the Hospitality Industry," March, 1974
                     "Upward Trend Continues for Sales Price of Hotel-Motel
                      Properties," May, 1988
                     "High Prices Paid for Hotel-Motel Properties," February,
                      1990

Real Estate Issues

                     "Employee Compensation for a Consulting Practice,"
                      Fall/Winter, 1985
                     "Hotel/Motel Market Sales Update," Spring/Summer,
                      1987

Real Estate Newsletter

                     "Computers in Hotel Appraising," May 15, 1989

Real Estate
Investment Ideas

                     "Hotel-Sales Update," Winter, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate Review

                     "Valuing Motels and Hotel in the Current Market,"
                      Fall, 1972
                     "Dealing With Distressed Hostelry Loans," Fall, 1975 "The Mortgage Underwriting Consultant Comes of
                      Age," Fall, 1977
                     "Real Estate Compensation," Winter, 1987

Real Estate Workouts
and Asset Management

                     "Stephen Rushmore on Directions in the Hospitality
                      Industry," September, 1992

Real Values

                     "Hotel Construction Cost Update," April, 1986

Restaurant and
Hotel Design
                     "How Much Should the Renovation Be?" March, 1986
                     "14 Notable Hotel Development Firms," December, 1987

Rushmore on Hotel Valuation

                     "Mortgage - Equity," Winter, 1979
                     "Atlantic City - From Bust to Boom," Winter, 1979 "Mortgage - Equity," Spring, 1979
                     "Developing Mortgage Data," Spring 1979
                     "Gasoline and Market Values, " Spring, 1979
                     "Mortgage - Equity," Fall, 1979
                     "Quantifying a Hotel's Business Value," Fall, 1979 "What Has Happened to Typical Hotel-Motel
                      Development Costs?," Fall, 1979
                     "Mortgage-Equity," Winter, 1980
                     "Extending Hotel Economic Life Through Renovation,"
                      Winter, 1980
                     "Estimating Hotel Land Values Using Comparable
                      Ground Leases," Winter, 1980
                     "Quantifying the Value of Personal Property to a
                      Going Hotel," Spring, 1980
                     "Recent Changes in New York City's Hotel Market,"
                      Spring, 1980
                     "Hotel-Motel Economic Lives," Fall, 1980
                     "Mortgage - Equity," Fall, 1980
                     "Mortgage - Equity," Winter, 1981
                     "Developing Mortgage Data," Winter, 1981
                     "Statistical  Support  for  Food  and  Beverage
                      Projections," Winter, 1981
                     "Mortgage - Equity," Spring/Summer, 1981

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Rushmore on Hotel Valuation (continued)

                     "Quantifying a Hotel's Demand," Spring/Summer, 1981
                     "A Five-Year Overview of Typical Hotel-Motel
                      Development Costs," Spring/Summer, 1981
                     "Mortgage - Equity," Winter/Spring, 1982
                     "Update on Hotel Capitalization Rates,"
                      Winter/Spring, 1982
                     "Mortgage - Equity," Summer/Fall, 1982
                     "Are Casino Hotels Really Worth $500,000 Per Room?"
                      Summer/Fall, 1982
                     "The Hotel-Motel Life Cycle, Summer/Fall, 1982
                     "Mortgage - Equity," Winter/Spring, 1983
                     "Update on Hotel Development Costs," Winter/Spring, 1983 "The Valuation of Hotels and Motels for Assessment
                      Purposes," Winter, 1984
                     "Hotel Capitalization Rates," Summer, 1984
                     "Hotel Development Cost Survey," Summer, 1984
                     "Selecting a Hotel Management Company," Fall, 1984 "Hotel Capitalization Rates," Spring, 1985
                     "How to Perform a Breakeven Analysis," Spring, 1985 "Hotel Capitalization Rates," Winter, 1986
                     "Hotel Development Costs," Winter, 1986
                     "Hotel Valuation Survey," Winter, 1987
                     "Impact of New Tax Laws on Hotel Values," Winter, 1987 "Hotel-Motel Market Sales Update," Winter, 1987 "Structuring an Incentive Management Fee," Fall, 1987 "Understanding Your Hotel's Economic Life," Fall, 1987 "Hotel Development Costs," Fall, 1987
                     "Hotel, Motel Market Sales Update," Winter, 1988 "Amenity Creep," Winter, 1989
                     "Hotel Franchise Fees," Winter, 1989
                     "Hotel Valuation Index," Fall, 1989
                     "Latest Trends in Hotel Values," Fall, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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INTERNATIONAL
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Published Articles (continued)

Tri-State Real Estate Journal

                     "Across the Nation: Hotel Sale Prices Escalate on Average,"
                      December 23, 1994

U.S. Real Estate Week

                     "All-Suites Market Entering Second Phase," May 4, 1987

Valuation

                     "Hotel-Motel Market Sales Update," February, 1987

Quarterly Newsletter
Hotel Valuation Journal

                     Professional newsletter with a circulation of 10,000

Real Estate Column
Lodging Hospitality

                     Real estate editor for a major monthly hospitality periodical

Hospitality Column
Real Estate Finance Journal

                     Contributing hospitality editor

Computer Software
Hospitality Valuation Software

                     Hotel financial software for room night analyses, income and expense forecasts, and valuation calculations - developed and distributed for the Appraisal Institute

Hotel-Motel Data
Hospitality Market Data
Exchange

                     National clearinghouse for information pertaining to hotel and motel transactions

Hotel Valuation Index

                     National index of hotel value trends for 24 individual market areas

Hospitality Seminar Series

                     Intensive short courses for hotel and restaurant professionals

Hotel Franchise Fees Analysis Guide

                     Analysis of hotel franchise fees and costs

Hospitality Bibliography

                     Comprehensive literature index of hotel and restaurant books and articles

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Awards
Robert H. Armstrong Award

                     For the most significant contribution to The Appraisal Journal in 1975

Activities

                     Commercial pilot, instrument, multi-engine; sailing; skiing

Corporate and Institutional Clients Served

Aetna Life Insurance
AIG Real Estate Investment
Aldrich Eastman and Waltch
Allstate
American Airlines
America's Best Inns
Arthur Anderson & Company
Bankers Trust Company
Bank of America
Bank of Boston
Bank of Montreal
Bank of New York
Bank of Nova Scotia
Bank of Tokyo
Bank One-Columbus
Banque Indosuez
Barclay's Bank
Baybank Boston
The Beacon Companies
Bear, Stearns & Company, Inc.
Best Inns
Best Western International
Boykin Management Co.
Bradbury Suites
C. Itoh
Caesar's World
California Dept. of Transportation
Chase Lincoln First Bank, N.A.
Chase Manhattan Bank
Chemical Bank
Chrysler Capital Corporation
CIGNA
Citibank
Citicorp Real Estate
City of Boston
City of Detroit
City of Grand Rapids
City of Kalamazoo
City of Orlando
City of Philadelphia
City of Santa Monica
City of Toronto
Columbia Sussex Corporation
Continental Illinois National Bank
Copley Real Estate Advisors
Corporex Development
CRI, Inc.
Cushman and Wakefield
Days Inns
Edward J. DeBartolo Corp.

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and Institutional Clients Served (continued)

Deer Valley Ski Corporation
Doubletree Hotels
Drury Inns
Econo Lodge
Economic Development Admin.
EIE Regent International
Embassy Suites
Equitable Life Assurance
Equitable Real Estate Investment
European American Bank
Fairmont Hotels
Federal Deposit Insurance Corp.
First Boston
First California Savings
First Interstate Bank
First National Bank of Chicago
Four Seasons Hotels
Goldman, Sachs
Greater Orlando Aviation Authority
Great Western Bank
Great Western Savings
Guest Quarters
Hampton Inns
Hilton Hotels, Corp.
Hilton International
Holiday Corporation
Holiday Inns
Home Savings of America
Howard Johnson's
Hudson Hotels Corporation
Hyatt Hotels
Industrial Bank of Japan
Interstate Hotels
The Irvine Company
ITT Commercial Finance Corp.
Japan Airlines
JDC (America) Corporation
John Q. Hammons
John Hancock Life Insurance
Johnson & Wales College
Kenneth Leventhal & Assoc.
Kidder Peabody & Company, Inc.
La Quinta
Larken, Inc.
Lexington Companies
Loews Hotels
Harry Macklowe Real Estate
Marine Midland Bank, N.A.
Marriott Corporation
MA Bay Transit Authority
Massachusetts Mutual Life
Mellon Bank
Meridien Hotels
Merrill Lynch
Merrill Lynch Capital Markets
Metropolitan Life Insurance
Microtel
Midlantic Bank

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and Institutional Clients Served (continued)

Mitsubishi
Morgan Guaranty Bank & Trust Co.
J.P. Morgan Investment Management
Morgan Stanley
Motel 6, Inc.
Mutual Benefit Co.
National Westminster Bank
New York Life Insurance
Nippon Credit Bank
Nomura Securities Int'l
North American Taisei Corporation
Northwestern Mutual Life
Omni Hotels
Parabas Bank
Prime Motor Inns
Property Capital Trust
Prudential Life Insurance
Radisson Hotels
Ramada Inns
Red Lion Inns
Regent International
Registry Hotels
Residence Inns
Resolution Trust Corporation
Rhode Island Hospital Trust
Ritz-Carlton Hotels
Rodeway Inns
Rose Associates
Salomon Brothers
San Antonio Hotel/Motel Assoc.
Sanwa Bank
Security Pacific Bank
Servico Management Corp.
Sheraton Hotels
Sonesta Hotels
Sonnenblick-Goldman
Steamboat Ski Corporation
Stouffer Hotels
Stratton Corporation
Sumitomo Bank
Summerfield Hotel Corporation
Super 8 Hotels
Swiss Bank Corporation
Taisei
Texas Commerce Bancshares, Inc.
Tishman Realty Corporation
Trans World Airlines
Travelers Insurance
TraveLodge
Trusthouse Forte
UBS Securities
Union Labor Life
United Bank of Switzerland
United Inns, Inc.
United States Steel
Universal Hotels
U.S. Air Force
U.S. Department of Justice

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and
Institutional Clients
Served (continued)

U.S. Department of the Army
U.S. Department of the Interior
U.S. Economic Development Authority
U.S. Trust Company
Walt Disney Productions
Westin Hotels
Williams Hospitality Corporation
Winegardner & Hammons
Winthrop Financial Associates
Wyndham Hotels
Zeckendorf Company

Appearance as
an Expert Witness

Administrative Law Court - SEC, Washington, DC
Appellate Tax Board, Boston, Massachusetts
Arbitration, Wayne, New Jersey
Assessment Appeals Board, Los Angeles County, Los Angeles, California Board of Equalization and Review, Washington, District of Columbia (2) Board of Taxation, Atlantic City, New Jersey
Bureau de Revision Evaluation Fonciere du Quebec, Montreal, Canada Circuit Court, Orange County, Orlando, Florida
Condemnation Review Board, Minneapolis, Minnesota
Corporation Committee, Rhode Island State Senate
Court  of  Common  Pleas,  Allegheny  County, Pennsylvania
Court of Common Pleas, Franklin County, Ohio
Court of Common Pleas, Montgomery, Pennsylvania
Court of Common Pleas, Pittsburgh, Pennsylvania
Court of Common Pleas, Philadelphia, Pennsylvania
Court of Queen's Bench of Alberta, Canada
District Court, Arapahoe County, Colorado
District Court, Dallas County, Texas
District Court, Harris County, Texas
District Court, Tarrant County, Texas
District  Court,  Hennepin  County,  Minneapolis, Minnesota
District Court, Knoxville, Tennessee
Federal Bankruptcy Court, Oakland, California
Federal Bankruptcy Court, Los Angeles, California

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Appearance as
an Expert Witness
(continued)

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Denver, Colorado
Federal Bankruptcy Court, District of Columbia
Federal Bankruptcy Court, Miami, Florida (2)
Federal Bankruptcy Court, Chicago, Illinois
Federal Bankruptcy Court, New Orleans, Louisiana
Federal Bankruptcy Court, Greenbelt, Maryland
Federal Bankruptcy Court, Baltimore, Maryland
Federal Bankruptcy Court, Rockville, Maryland
Federal Bankruptcy Court, Boston, Massachusetts
Federal Bankruptcy Court, Grand Rapids, Michigan
Federal Bankruptcy Court, Las Vegas, Nevada
Federal Bankruptcy Court, Newark, New Jersey (2)
Federal Bankruptcy Court, Manhattan, New York (2)
Federal Bankruptcy Court, Westbury, New York
Federal Bankruptcy Court, Philadelphia, Pennsylvania
Federal Bankruptcy Court, Reading, Pennsylvania
Federal Bankruptcy Court, Salt Lake City, Utah
Federal Bankruptcy Court, Madison, Wisconsin (2)
Federal District Court, Rochester, New York
Federal District Court, Philadelphia, Pennsylvania (2)
Judicial  Arbitration  and  Mediation  Services, Dallas, Texas
Michigan Tax Tribunal, Detroit, Michigan
New Jersey Tax Court, Newark, New Jersey (2)
Superior Court, District of Columbia
Superior Court, Clayton County, Georgia (2)
Superior Court of North Carolina
Superior Court, Nashua, New Hampshire
Supreme Court, New York State, Buffalo, New York
Supreme Court, New York State, Manhattan, New York
Supreme Court, New York State, Riverhead, New York

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Appearance as
an Expert Witness
(continued)

Tax Review Board, San Joaquin County, Stockton, California
Tax Review Board, Bangor, Maine
Tax Review Board, Schenectady, New York
Tax Review Board, Yorktown, New York
Tax Review Board, North Carolina
Tax Review Board, Philadelphia, Pennsylvania (2)
U.S. District Court, Wilmington, Delaware
U.S. District Court, Madison, Wisconsin

  ==============================================================================
  Partial List of Hotels/Motels, Appraised or Reviewed Internationally

  North America

  Canada

   - Delta Hotel, Calgary
   - Econo Lodge, Hull
   - Hotel Lord Berri, Montreal
   - Hotel Vogue, Montreal
   - Hyatt Regency, Montreal
   - Le Ragence Hyatt, Montreal
   - Holiday Inn, Oshawa, Ontario
   - Hotel Le Chantecler, Quebec
   - Bond Place Hotel, Toronto
   - Carlton Hotel, Toronto
   - Chelsea Hotel, Toronto
   - Delta Chelsea Hotel, Toronto
   - Four Seasons on the Park, Toronto
   - Inn on the Park, Toronto
   - Novotel Missisauga, Toronto
   - Ramada Inn, Toronto
   - Sutton Hotel, Toronto
   - Toronto Marriott East, Toronto
   - Westbury Hotel, Toronto
   - Burnaby Villa Inn, Vancouver
   - Four Seasons Hotel, Vancouver
   - Sheraton Land Mark, Vancouver
   - Sheraton Plaza 500, Vancouver
   - Four Seasons Yorkville Hotel, Yorkville

  United States

  Alabama
   - MEI - Birmingham West, Bessemer
   - Comfort Inn, Birmingham
   - Courtyard by Marriott, Birmingham
   - Courtyard by Marriott-Hoover, Birmingham
   - Courtyard By Marriott/Homewood, Birmingham
   - Crown Sterling Suites, Birmingham
   - Fairfield Inn, Birmingham
   - Holiday Inn, Birmingham
   - Howard Johnson, Birmingham
   - Knights Inn, Birmingham
   - Ramada Inn, Birmingham
   - Residence Inn by Marriott, Birmingham
   - Still Waters Resort, Dadeville
   - Ramada Inn, Gadsden
   - Sheraton Hotel, Gulf Shores
   - Courtyard by Marriott, Huntsville
   - Knights Inn, Huntsville
   - Marriott Hotel-Proposed, Huntsville
   - La Quinta Inn, Huntsville University
   - Days Inn, Mobile
   - Hotel - Proposed, Mobile
   - Inn-Proposed, Mobile
   - Stouffer Riverview, Mobile
   - Courtyard by Marriott, Montgomery
   - Fairfield Inn, Montgomery
   - Holiday Inn-Downtown, Montgomery
   - Holiday Inn-East, Montgomery
   - Howard Johnson, Montgomery
   - La Quinta Inn, Montgomery
   - Residence Inn, Montgomery
   - Marriott's Grand Hotel, Point Clear
   - Holiday Inn, Sheffield
   - La Quinta, Tuscaloosa
   - Masters Economy Inn, Tuscaloosa
   - Proposed Extended Stay, West Mobile

  Alaska
   - Barratt Inn, Anchorage
   - Clarion Hotel, Anchorage
   - Holiday Inn, Anchorage
   - Hotel Captain Hook, Anchorage
   - International Airport Inn, Anchorage
   - Sheraton Anchorage Hotel, Anchorage

  Arizona
   - Holiday Inn, Bullhead City
   - Embassy Suites, Camelback
   - Compri Hotel-Proposed, Chandler
   - Quality Inn, Chandler
   - Ramada Inn, Chandler
   - AmeriSuite Hotel-Proposed, Flagstaff
   - Holiday Inn, Flagstaff
   - Motel 6, Flagstaff
   - Rodeway Inn, Flagstaff
   - Bright Angel Lodge, Grand Canyon
   - El Tovar Hotel, Grand Canyon
   - Grand Canyon National Park, Grand Canyon
   - Kachina Lodge, Grand Canyon
   - Maswik Lodge, Grand Canyon
   - Moqui Lodge, Grand Canyon
   - Phantom Ranch, Grand Canyon
   - Thunderbird Lodge, Grand Canyon
   - Yavapai Lodge, Grand Canyon
   - Hampton Inn-Proposed, Holbrook
   - Moqui Lodge, Kaibab National Forest
   - Rodeway Inn, Kingman
   - Nautical Inn Resort, Lake Havasu City
   - Lexington Hotel Suites, Mesa
   - Biosphere II Conference Center, Oracle
   - Best Western-Per Diem, Phoenix
   - Bobby McGee's, Phoenix
   - Caravan Inn, Phoenix
   - Compri Hotel-Proposed, Phoenix
   - Courtyard by Marriott-Black Canyon, Phoenix
   - Courtyard by Marriott-Mesa, Phoenix
   - Crescent Phoenix Hotel, Phoenix
   - Crown Sterling Suites, Phoenix
   - Days Inn, Phoenix
   - Doubletree Inn at Park Central, Phoenix
   - Embassy Suites, Phoenix
   - Embassy Suites-Biltmore, Phoenix
   - Executive Park Hotel, Phoenix
   - Fountain Suites Hotel, Phoenix
   - Granada Royale-Camelhead, Phoenix
   - Hilton Hotel, Phoenix
   - Holiday Inn, Phoenix
   - Hyatt Regency, Phoenix
   - La Quinta Hotel, Phoenix
   - Lexington Hotel Suites, Phoenix
   - Newton's Sands, Phoenix
   - Phoenician Golf & Tennis Resort, Phoenix
   - Pointe Hilton at Tapatio Cliffs, Phoenix
   - Quality Inn, Phoenix
   - Ramada Inn-Airport, Phoenix
   - Ramada Inn-East, Phoenix
   - Ritz Carlton, Phoenix
   - Sunburst Resort Hotel, Phoenix
   - Hassayampa Inn, Prescott
   - Clarion Inn at McCormick Ranch, Scottsdale
   - Conference Center, Scottsdale
   - Courtyard by Marriott-Mayo, Scottsdale
   - Doubletree Inn at Scottsdale Mall, Scottsdale
   - Fairfield Inn, Scottsdale
   - Fashion Square Hotel, Scottsdale
   - Loews Paradise Resort, Scottsdale
   - Marriott Camelback Inn, Scottsdale
   - Marriott Mountain Shadows, Scottsdale
   - Mountain Shadows Resort, Scottsdale
   - Orange Tree Resort, Scottsdale
   - Ramada-Valley Ho, Scottsdale
   - Red Lion's La Posada Resort, Scottsdale
   - Registry Resort, Scottsdale
   - Rodeway Inn, Scottsdale
   - Scottsdale Princess, Scottsdale
   - Sheraton Scottsdale Resort, Scottsdale
   - The Phoenician, Scottsdale
   - Valley Ho, Scottsdale
   - John Gardiner's Enchantment, Sedona
   - L'Auberege de Sedona, Sedona
   - Los Abrigados, Sedona
   - Orchards Inn, Sedona
   - Hotel-Proposed, Sierra Vista
   - Motel 6, Sierra Vista
   - Temple Bar Resort, Temple Bar
   - Coachman Inn - Proposed, Tolleson/Phoenix
   - Tubac Resort, Tubac
   - Canyon Ranch, Tucson
   - Coachman Inn-Proposed, Tucson
   - Courtyard by Marriott, Tucson
   - Doubletree Inn, Tucson
   - Embassy Suites, Tucson
   - Granada Royale Hometel-E. Broadway, Tucson
   - Hotel Park Tucson-Proposed, Tucson
   - Lexington Suites Hotel, Tucson
   - Loews Hotel, Tucson
   - Resort Hotel-Proposed, Tucson
   - Rodeway Inn, Tucson
   - Sunbelt Commerce Center Hotel, Tucson
   - La Quinta Inn, Tucson East
   - Bobby McGee's, Tuscon
   - Radisson Suite Hotel, Tuscon
   - Ventana Canyon Golf and Racquet, Tuscon
   - Ramada Inn, Union Hill

  Arkansas
   - Sheraton Inn, Fort Smith
   - Hilton, Hot Springs
   - Holiday Inn-Lake Hamilton, Hot Springs
   - Courtyard by Marriott, Little Rock
   - Holiday Inn, Little Rock
   - Legacy Hotel, Little Rock
   - Little Rock Hilton, Little Rock
   - Masters Economy Inn, Little Rock
   - Red Carpet Inn, Little Rock
   - Super 8, Little Rock
   - Masters Economy Inn, North Little Rock
   - Masters Economy Inn, Protho-Junction
   - Holiday Inn, Texarkana

  California
   - Hampton Inn, Agoura Hills
   - Ramada Inn, Agoura Hills
   - Residence Inn-Proposed, Agoura Hills
   - Island Motel, Almeda
   - Anaheim Hilton & Towers, Anaheim
   - Anaheim Park Motor Inn, Anaheim
   - Anaheim Plaza Hotel, Anaheim
   - Best Western Pavillions, Anaheim
   - Carousel Inn, Anaheim
   - Conestoga Hotel, Anaheim
   - Courtyard by Marriott, Anaheim
   - Crown Sterling Suites, Anaheim
   - Disneyland Hotel, Anaheim
   - Golden Forest Motel, Anaheim
   - Hampton Inn, Anaheim
   - Hilton, Anaheim
   - Holiday Inn Anaheim Center, Anaheim
   - Hotel-Proposed, Anaheim
   - Marriott Hotel, Anaheim
   - Pan Pacific Hotel, Anaheim
   - Pitcairn Motel, Anaheim
   - Raffles Inn, Anaheim
   - Ramada Maingate/Disneyland Hotel, Anaheim
   - Roger Morris Inn, Anaheim
   - Stovall's Inn, Anaheim
   - The Station Inn, Anaheim
   - Travelodge Inn at the Park, Anaheim
   - AmeriSuite, Anaheim Hills
   - Comfort Inn, Anahiem
   - Mansouri Hotel, Antioch
   - Red Lion, Apple Valley
   - Hampton Inn, Arcadia
   - Residence Inn, Arcadia
   - Hilton Lodge, Arrowhead Lake
   - Auburn Inn, Auburn
   - Sleep Inn, Auburn
   - Allstar Inn, Bakersfield
   - Clarion Hotel, Bakersfield
   - Courtyard by Marriott, Bakersfield
   - Economy Inn, Bakersfield
   - Ramada Inn, Bakersfield
   - Red Lion Hotel, Bakersfield
   - Residence Inn, Bakersfield
   - Rodeway Inn, Bakersfield
   - Hilton Hotel, Baldwin Park
   - San Gabriel Valley Hotel, Baldwin Park
   - The Hilton Hotel, Baldwin Park
   - Allstar Inn, Barstow
   - Economy Inn, Barstow
   - Marriott Berkeley Marina, Berkeley
   - Shattuck Hotel, Berkeley
   - Beverly Hills Hotel, Beverly Hills
   - Beverly Rodeo Hotel, Beverly Hills
   - Beverly Wilshire Hotel, Beverly Hills
   - Hilton Hotel-Cresthil, Beverly Hills
   - L'Ermitage, Beverly Hills
   - Peninsula Hotel, Beverly Hills
   - Best Western, Big Bear Lake
   - Big Bear Hotel, Big Bear Lake
   - Big Bear Lake Resort, Big Bear Lake
   - Big Bear Towering Pines, Big Bear Lake
   - Motel 6, Big Bear Lake
   - Post Ranch, Big Sur
   - Ventana Inn, Big Sur
   - Rodeway Inn, Blythe
   - Courtyard by Marriott, Brea
   - Holiday Inn, Brentwood
   - Courtyard by Marriott, Buena Park
   - Fairfield Inn, Buena Park
   - Hampton Inn, Buena Park
   - Holiday Inn, Buena Park
   - Crowne Sterling Suites, Burlingame
   - Hyatt Regency, Burlingame
   - Mariott Hotel - SFO, Burlingame
   - Marriott, Burlingame
   - Marriott-San Francisco Airport, Burlingame
   - Radisson Hotel-Proposed, Burlingame
   - Sheraton Hotel, Burlingame
   - Courtyard by Marriott, Camarillo
   - Best Western Fireside Inn, Cambria
   - Cambria Pines Lodge, Cambria
   - Residence Inn, Campbell
   - Hotel-Proposed, Capitola
   - Resort Hotel, Spa & Conference Ctr., Capitola
   - Allstar Inn, Carlsbad
   - Carlsbad Inn, Carlsbad
   - Inn of America, Carlsbad
   - La Costa Hotel and Spa, Carlsbad
   - Olympic Resort Hotel, Carlsbad
   - Tickle Pink Inn, Carmel
   - Allstar Inn, Carpinteria
   - Desert Princess Country Club, Cathedral City
   - Royce Suites Hotel, Cathedral City
   - Digger Bay, Central Valley
   - Marriott Hotel-Proposed, Century City
   - Westin Century Plaza Hotel, Century City
   - Neighborhood Inn-Proposed, Chatsworth
   - Red Lion Hotel, Chico
   - Otay Valley Inn, Chula Vista
   - Travelodge-Otay Valley, Chula Vista
   - Ramada Inn, City of Commerce
   - Sheraton Hotel, City of Industry
   - Allstar Inn, Coalinga
   - Harris Ranch Restaurant/Inn, Coalinga
   - Howard Johnson, Colton
   - Best Western Willow Tree Inn, Compton
   - Concord Hotel, Concord
   - Hilton Hotel, Concord
   - The Trees Inn, Concord
   - Motel 6, Corona
   - Hotel del Coronado, Coronado
   - Loews Coronado Bay Resort, Coronado
   - Madera Village Inn, Corte Madera
   - Ha' Penny Inn, Costa Mesa
   - La Quinta Hotel, Costa Mesa
   - Marriott Suites, Costa Mesa
   - Red Lion Hotel, Costa Mesa
   - Residence Inn, Costa Mesa
   - Pacifica Hotel, Culver City
   - Ramada Inn, Culver City
   - Courtyard by Marriott, Cupertino
   - Doubletree Hotel, Cupertino
   - Doubletree Hotel, Dana Point
   - Spa-Proposed, Danville
   - El Rancho, Davis
   - Furnace Creek Resort, Death Valley
   - Stovepipe Wells Village, Death Valley
   - Hilton, Del Mar
   - Days Inn, Diamond Bar
   - Compri Hotel, El Segundo
   - Proposed Summerfield, El Segundo
   - Days Inn, Emeryville
   - Holiday Inn-Bay Bridge, Emeryville
   - Lyons Restaurant, Emeryville
   - Budget Motel, Encinitis
   - Marriott Tenaya Lodge-Proposed, Fishcamp
   - Holiday Inn, Fort Myers Beach
   - All Suites Hotel/Athletic Club, Foster City
   - Clubtel-Proposed, Foster City
   - Courtyard by Marriott, Foster City
   - Holiday Inn, Foster City
   - Courtyard by Marriott, Fremont
   - Fremont Hotel, Fremont
   - Motel 6, Fremont
   - Residence Inn, Fremont
   - Allstar Inn, Fresno
   - AmeriSuite, Fresno
   - Chateau Inn, Fresno
   - Courtyard by Marriott, Fresno
   - Economy Inn, Fresno
   - Hacienda, Fresno
   - Holiday Inn, Fresno
   - Holiday Inn-Fresno Airport, Fresno
   - Howard Johnson Motel, Fresno
   - Piccadilly Inn, Fresno
   - Travelers Inn, Fresno
   - Travelers Lodge, Fresno
   - Griswold's Hotel, Fullerton
   - Holiday Inn, Fullerton
   - Marriott Hotel, Fullerton
   - Hotel-Proposed, Garden Grove
   - Hyatt Regency Alicante, Garden Grove
   - Princess Hotel, Garden Grove
   - Motel 6, Gilroy
   - Hyatt Regency-Proposed, Goleta
   - Allstar Inn, Hacienda Heights
   - Courtyard by Marriott, Hacienda Heights
   - Half Moon Bay Lodge, Half Moon Bay
   - Courtyard by Marriott, Harbor Boulevard
   - Grosvenor, Harborside-Pt. Loma
   - Inn at Foss Creek, Healdsburg
   - Chateau Marmont, Hollywood
   - Hollywood Palm Hotel, Hollywood
   - Sunset Towers Hotel, Hollywood
   - Waterfront Hilton Hotel, Huntington Beach
   - Compri Hotel, Hutton Centre
   - Grand Champions Resort, Indian Wells
   - Stouffer Esmerelda Resort, Indian Wells
   - Courtyard By Marriott, Irvine
   - Courtyard by Marriott - Proposed, Irvine
   - Embassy Suites, Irvine
   - Hilton Hotel, Irvine
   - Holiday Inn, Irvine
   - Hyatt Hotel, Irvine
   - La Quinta-Proposed, Irvine
   - Marriott Hotel, Irvine
   - Marriott-Proposed, Irvine
   - Registry Hotel, Irvine
   - Residence Inn-Proposed, Irvine
   - Amador Inn, Jackson
   - Embassy Suites, La Jolla
   - Hotel-Proposed, La Jolla
   - La Jolla Property, La Jolla
   - La Jolla Village Inn, La Jolla
   - Marriott Hotel, La Jolla
   - Residence Inn, La Jolla
   - Days Inn-Proposed, La Palma
   - PGA West Resort - Proposed, La Quinta
   - Lafayette Park Hotel, Lafayette
   - Laguna Shores, Laguna Beach
   - Holiday Inn, Laguna Hills
   - Ryokan Hotel-Proposed, Laguna Hills
   - Villa Valencia, Laguna Hills
   - Ritz Carlton, Laguna Niguel
   - Lake Mohave Resort, Lake Mohave
   - Resort at Squaw Creek, Lake Tahoe
   - Courtyard by Marriott, Larkspur Landing
   - Hilton, Las Cruces
   - Surf and Sand Hotel, Leguna Beach
   - Holiday Inn, Lido Beach
   - Motel-Proposed, Little Lake
   - Residence Inn, Livermore
   - Residence Inn-Proposed, Livermore
   - Breakers Hotel, Long Beach
   - Holiday Inn, Long Beach
   - Holiday Inn Airport, Long Beach
   - Marriott Hotel-Long Beach Airport, Long Beach
   - Marriott Hotel-Proposed, Long Beach
   - Ramada Renaissance Hotel, Long Beach
   - Residence Inn, Long Beach
   - Sheraton Long Beach & Office Tower, Long Beach
   - Airport Park Hotel, Los Angeles
   - Bel Age, Los Angeles
   - Biltmore Hotel, Los Angeles
   - Century Inn, Los Angeles
   - Checkers Hotel, Los Angeles
   - Courtyard by Marriott-Irvine Main, Los Angeles
   - Courtyard by Marriott-LAX Airport, Los Angeles
   - Crown Sterling Suites, Los Angeles
   - Days Inn, Los Angeles
   - Econo Lodge-Proposed, Los Angeles
   - Embassy Suites, Los Angeles
   - Embassy Suites-LAX-Proposed, Los Angeles
   - Four Seasons, Los Angeles
   - Hampton Inn-LAX, Los Angeles
   - Herrick and Campbell, Los Angeles
   - Hilton & Towers-LAX, Los Angeles
   - Hilton Hotel, Los Angeles
   - Holiday Inn Crowne Plaza-LAX, Los Angeles
   - Le Montrose Hotel, Los Angeles
   - Ma Maison Sofitel, Los Angeles
   - Macklowe Hotel, Los Angeles
   - Marriott Century City, Los Angeles
   - MCA Hotel-Proposed, Los Angeles
   - New Otani Hotel, Los Angeles
   - Playa Vista Development, Los Angeles
   - Stouffer Concourse Hotel, Los Angeles
   - Westin Bonaventure, Los Angeles
   - Westwood Marquis Hotel, Los Angeles
   - Los Gatos Lodge, Los Gatos
   - Macienda Inn, Los Gatos
   - Toll House Inn, Los Gatos
   - Residence Inn, Manhattan Beach
   - All Suite Hotel, Marina Del Rey
   - Marina Beach Hotel, Marina del Rey
   - Marina del Rey Hotel and Marina, Marina del Rey
   - Marina Suites Hotel, Marina Del Rey
   - Marriott Marina Del Rey, Marina Del Rey
   - Residence Inn, Meriden
   - Quality Suites Hotel - Proposed, Millbrae
   - Beverly Heritage Hotel, Milpitas
   - Crown Sterling Suites, Milpitas
   - Holiday Inn, Milpitas
   - Courtyard by Marriott, Mira Mesa
   - Grosvenor, Mission Bay
   - Motel Orleans, Modesto
   - Red Lion Hotel, Modesto
   - Red Lion-Proposed, Modesto
   - Carmel Mission Inn, Monterey
   - Doubletree Inn, Monterey
   - Former Monterey Hilton Hotel, Monterey
   - Monterey Plaza, Monterey
   - Plaza Hotel, Monterey
   - Sheraton Hotel, Monterey
   - Pebble Beach Company, Monterey County
   - Inn at Morro Bay, Morro Bay
   - Residence Inn, Mountain View
   - Inn at Napa Valley, Napa
   - Best Western Inn, Napa Valley
   - Clarion Hotel-Napa Valley, Napa Valley
   - Silverado, Napa Valley
   - Ha'Penny Motel, National City
   - Allstar Inn, Needles
   - Hilton-Newark/Fremont, Newark
   - Four Seasons Hotel, Newport Beach
   - Hotel Meridien, Newport Beach
   - Hyatt Newporter, Newport Beach
   - Newporter Resort, Newport Beach
   - Sheraton, Newport Beach
   - Days Inn-Proposed, North Hollywood
   - Northstar, North Lake Tahoe
   - Ramada Inn, Norwalk
   - Impact Study - Proposed Hotel, Oakdale
   - Hilton Inn, Oakland
   - Holiday Inn, Oakland
   - Holiday Inn-Oakland Airport, Oakland
   - Parc Oakland Hotel, Oakland
   - Resort - Proposed, Olympic Valley
   - Resort at Squaw Creek-Proposed, Olympic Valley
   - Clarion Hotel, Ontario
   - Compri Hotel, Ontario
   - Fairfield Inn, Ontario
   - Holiday Inn, Ontario
   - Lexington Hotel Suites, Ontario
   - Red Lion Hotel, Ontario
   - Doubletree Hotel, Orange
   - Woodfin Suites, Orange
   - Embassy Suites, Palm Desert
   - Marriott Desert Springs, Palm Desert
   - Canyon Resort, Palm Springs
   - Compri Hotel-Proposed, Palm Springs
   - Courtyard by Marriott, Palm Springs
   - Desert Princess, Palm Springs
   - Grand Champions Resort, Palm Springs
   - International Hotel and Resort, Palm Springs
   - Ocotillo Lodge, Palm Springs
   - Palm Canyon, Palm Springs
   - PGA West Resort-Proposed, Palm Springs
   - Spa Hotel at Mineral Springs, Palm Springs
   - Westin Hotel, Palm Springs
   - Grosvenor, Palmdale
   - Super 8, Palmdale
   - Cowper Square, Palo Alto
   - Garden Court, Palo Alto
   - Holiday Inn, Palo Alto
   - Stanford Park, Palo Alto
   - Marriott, Paradise Valley
   - All Suite Hotel-Proposed, Pasadena
   - Doubletree Hotel, Pasadena
   - Holiday Inn, Pasadena
   - Cascade Ranch Lodge, Pescadero
   - Elk Lodge, Petaluma
   - Hotel Petaluma, Petaluma
   - Hilton-Proposed, Pismo Beach
   - Hilton-Sea Point, Pismo Beach
   - Holiday Inn, Pismo Beach
   - Hotel-Proposed, Pismo Beach
   - Pismo II, Pismo Beach
   - Fairfield Inn, Placentia
   - Residence Inn, Placentia
   - Howard Hughes Center, Playa Vista
   - Pleasant Hill Inn, Pleasant Hill
   - Residence Inn, Pleasant Hill
   - Club Hilton Hotel-Proposed, Pleasanton
   - Compri Hotel, Pleasanton
   - Courtyard by Marriott, Pleasanton
   - Hilton, Pleasanton
   - Holiday Inn, Pleasanton
   - Pleasanton Creek, Pleasanton
   - Shilo Inn - Hilltop, Pomona
   - Compri Hotel, Rancho Bernardo
   - Radisson Suites, Rancho Bernardo
   - Comfort Inn Motel, Rancho Cordova
   - Courtyard by Marriott, Rancho Cordova
   - Economy Inn, Rancho Cordova
   - El Rancho, Rancho Cordova
   - Quality Suites-Proposed, Rancho Cordova
   - Sheraton Sunrise, Rancho Cordova
   - Marriott Rancho Las Palmas, Rancho Mirage
   - Mission Hills Hotel, Rancho Mirage
   - Resort Hotel-Proposed, Rancho Mirage
   - Westin Mission Hills Resort, Rancho Mirage
   - Bridge Bay Resort, Redding
   - Grand Manor Inn, Redding
   - La Quinta Inn, Redding
   - Motel 6, Redding
   - Motel Orleans, Redding
   - Red Lion Inn, Redding
   - Shasta Inn, Redding
   - Portofino Hotel & Yacht Club, Redondo Beach
   - Sheraton, Redondo Beach
   - Sofitel Redwood Shores, Redwood
   - Days Inn, Richmond
   - Best Western Carraige Inn, Ridgecrest
   - Days Inn, Riverside
   - Mission Inn-Proposed, Riverside
   - Omni Mission Inn, Riverside
   - Sheraton Hotel, Riverside
   - Red Lion Inn, Rohnert Park
   - Crown Sterling Suites, S.San Fransicso
   - Allstar Inn, Sacramento
   - Arco Arena II-Proposed, Sacramento
   - Arco Park, Sacramento
   - Catering Center - Proposed, Sacramento
   - Clarion Hotel, Sacramento
   - Compri Hotel-Proposed, Sacramento
   - Courtyard by Marriott, Sacramento
   - Courtyard by Marriott-S. Natomas, Sacramento
   - Hilton Hotel, Sacramento
   - Holiday Inn-Capital Plaza, Sacramento
   - Hotel-Proposed, Sacramento
   - Hyatt Arbitrat, Sacramento
   - Hyatt Regency, Sacramento
   - La Quinta Hotel, Sacramento
   - Motel Orleans, Sacramento
   - Radisson Hotel, Sacramento
   - Red Lion Inn, Sacramento
   - Residence Inn, Sacramento
   - Sacramento Inn, Sacramento
   - Sierra Inn, Sacramento
   - Sterling Hotel, Sacramento
   - Travelers Inn, Sacramento
   - Woodlake Inn, Sacramento
   - Harvest Inn, Saint Helena
   - Courtyard by Marriott, San Bruno
   - San Carlos Motel Development, San Carlos
   - Atlas Hotels/Mission Valley Inn, San Diego
   - Best Western Seven Seas Motor Lodge, San Diego
   - Budget Motel of America, San Diego
   - Catamaran Resort Hotel, San Diego
   - Center Pointe Development, San Diego
   - Comfort Inn, San Diego
   - Courtyard by Marriott-Mira Mesa, San Diego
   - Doubletree Hotel, San Diego
   - Embassy Suites, San Diego
   - Executive Lodge, San Diego
   - Hanalei Hotel, San Diego
   - Harbor Island Hotel-Proposed, San Diego
   - Harborside Inn-Point Loma, San Diego
   - Harbortown Marina Resort, San Diego
   - Holiday Inn Montgomery Airport, San Diego
   - Holiday Inn-Embarcadero, San Diego
   - Holiday Inn-Harbor View, San Diego
   - Horton Grand Saddlery, San Diego
   - Horton Park Plaza Hotel, San Diego
   - Howard Johnson Hotel, San Diego
   - Inter-Continental Hotel & Marina, San Diego
   - Kings Inn, San Diego
   - La Jolla Village Inn, San Diego
   - La Quinta Hotel, San Diego
   - Marriott Hotel-Mission Valley, San Diego
   - Marriott Twin Towers and Marina, San Diego
   - Mission Valley Inn, San Diego
   - Omni Hotel, San Diego
   - Radisson Hotel, San Diego
   - Ramada Inn, San Diego
   - Ramada Limited Suites, San Diego
   - Ramada Old Town, San Diego
   - Ramada Rancho Penasquitos, San Diego
   - Red Lion Inn, San Diego
   - Regency Plaza Hotel, San Diego
   - San Diego Marriott, San Diego
   - Seven Seas Lodge, San Diego
   - Sheraton Grand, San Diego
   - Sheraton Harbor Island East, San Diego
   - Super 8-Point Loma, San Diego
   - Symphony Towers, San Diego
   - Town and Country Hotel, San Diego
   - Travelodge Hotel Plaza, San Diego
   - U.S. Grant Hotel, San Diego
   - Westin-Proposed, San Diego
   - Abagail Inn, San Francisco
   - Bellevue Hotel, San Francisco
   - Cable Motor Inn, San Francisco
   - California Cafe, San Francisco
   - Campton Place, San Francisco
   - Cartwright Hotel, San Francisco
   - Chancellor Hotel, San Francisco
   - Clarion Inn-San Francisco Airport, San Francisco
   - Comfort Inn, San Francisco
   - Courtyard by Marriott-Airport, San Francisco
   - Embarcadero Inn, San Francisco
   - Fairmont Hotel, San Francisco
   - Grand Hyatt, San Francisco
   - Grosvenor Clift Hotel, San Francisco
   - Harbor Court Hotel, San Francisco
   - Hilton Hotel, San Francisco
   - Holiday Inn - Union Square, San Francisco
   - Holiday Inn Crowne Plaza, San Francisco
   - Holiday Inn-Civic Center, San Francisco
   - Holiday Inn-Fisherman's Wharf, San Francisco
   - Holiday Inn-Golden Gateway, San Francisco
   - Holiday Inn-South, San Francisco
   - Holiday Lodge, San Francisco
   - Hotel Diva, San Francisco
   - Hotel Meridien, San Francisco
   - Hotel Union Square, San Francisco
   - Hotel-Proposed, San Francisco
   - Hyatt Fisherman's Wharf, San Francisco
   - Hyatt Regency Embarcadero, San Francisco
   - Inn at Fisherman's Wharf, San Francisco
   - Inn at the Opera, San Francisco
   - Inn-Proposed, San Francisco
   - Juliana Hotel, San Francisco
   - King George Hotel, San Francisco
   - La Quinta Inn, San Francisco
   - La Quinta-Airport, San Francisco
   - Lambourne Hotel, San Francisco
   - Laurel Motor Inn, San Francisco
   - Majestic Hotel, San Francisco
   - Manx Hotel, San Francisco
   - Mark Twain, San Francisco
   - Marriott, San Francisco
   - Marriott San Francisco-Proposed, San Francisco
   - Marriott-Airport, San Francisco
   - Orchard Hotel, San Francisco
   - Pan Pacific Hotel, San Francisco
   - Parc 55 Hotel, San Francisco
   - Park Hyatt Hotel, San Francisco
   - Portman Hotel, San Francisco
   - Prescott Hotel, San Francisco
   - Queen Anne Hotel, San Francisco
   - Ramada Hotel, San Francisco
   - Regis Hotel, San Francisco
   - Ritz-Carlton Hotel, San Francisco
   - San Franciscan, San Francisco
   - San Francisco Hotel, San Francisco
   - Savoy Hotel, San Francisco
   - Sheraton Palace Hotel, San Francisco
   - Sheraton-Fisherman's Wharf, San Francisco
   - Sir Francis Drake Hotel, San Francisco
   - Stanford Court, San Francisco
   - Stouffer Stanford Court Hotel, San Francisco
   - Super 8-Fisherman's Wharf, San Francisco
   - Westin St. Francis, San Francisco
   - Crowne Sterling Suites, San Francisco - South
   - Olympic Club Golf Course, San Francisco/San Mateo
   - Budget Inn, San Jose
   - Courtyard by Marriott, San Jose
   - Cozy 8 Arena Hotel, San Jose
   - Fairmont Hotel, San Jose
   - Holiday Inn, San Jose
   - Ramada Renaissance, San Jose
   - Red Lion Inn, San Jose
   - Islander Motel, San Leandro
   - Apple Farm Inn, San Luis Obispo
   - Embassy Suites, San Luis Obispo
   - Holiday Inn, San Luis Obispo
   - Los Nomados Resort, San Luis Obispo
   - Twin Oaks Golf Course, San Marcos
   - Dunfey San Mateo Hotel, San Mateo
   - Compri Hotel-Proposed, San Pedro
   - Embassy Suites Hotel, San Rafael
   - Marriott Hotel-Proposed, San Ramon
   - Residence Inn, San Ramon
   - AAA Inn, Santa Ana
   - California Palms Hotel, Santa Ana
   - Comfort Inn, Santa Ana
   - Compri Hotel, Santa Ana
   - Embassy Suites Santa Ana, Santa Ana
   - Executive Lodge, Santa Ana
   - Howard Johnson, Santa Ana
   - Quality Inn, Santa Ana
   - Ramada Inn-Orange County, Santa Ana
   - El Encanto Hotel, Santa Barbara
   - Fess Parker's Red Lion Resort, Santa Barbara
   - Four Seasons Hotel, Santa Barbara
   - Montecito Inn, Santa Barbara
   - San Ysidro Ranch, Santa Barbara
   - Santa Barbara Inn, Santa Barbara
   - Biltmore Hotel & Suites, Santa Clara
   - Days Inn, Santa Clara
   - Doubletree Hotel, Santa Clara
   - Embassy Suites, Santa Clara
   - Inn At Saratoga, Santa Clara
   - Marriott Hotel, Santa Clara
   - Quality Suites Hotel, Santa Clara
   - Dream Inn, Santa Cruz
   - Hilton, Santa Maria
   - Motel 6, Santa Maria
   - Econo Lodge-Proposed, Santa Monica
   - Holiday Inn, Santa Monica
   - Holiday Inn at the Pier, Santa Monica
   - Park Hyatt Hotel, Santa Monica
   - Santa Monica Beach Hotel, Santa Monica
   - Santa Monica/Slatkin, Santa Monica
   - Allstar Inn, Santa Rosa
   - Doubletree Hotel, Santa Rosa
   - Fountaingrove Inn, Santa Rosa
   - Holiday Inn, Santa Rosa
   - Round Barn Inn-Proposed, Santa Rosa
   - Sheraton Round Barn, Santa Rosa
   - Days Inn, Seaside
   - Embassy Suites, Seaside
   - Seaside 8 Motel, Seaside
   - Valley Radisson, Sherman Oaks
   - Red Lion, Sonoma
   - Sonoma Mission Inn, Sonoma
   - Holiday Inn - Proposed, Sonora
   - Timberwolf Lodge, South Lake Tahoe
   - Holiday Inn, South San Francisco
   - Hotel-Proposed, South San Francisco
   - Meadowood Resort, St. Helena
   - Hilton Hotel, Stockton
   - Holiday Inn, Stockton
   - La Quinta Hotel, Stockton
   - Motel Orleans, Stockton
   - Paradise Point Manna, Stockton
   - Sheraton-Proposed, Stockton
   - Hilton, Sunnyvale
   - Holiday Inn, Sunnyvale
   - Neighborhood Suites, Sunnyvale
   - Ramada Inn, Sunnyvale
   - Sunnyvale Hilton, Sunnyvale
   - Temecula Creek Inn, Temecula Creek
   - Westlake Plaza Hotel, Thousand Oaks
   - Courtyard by Marriott, Torrance
   - Holiday Inn, Torrance
   - Marriott Hotel, Torrance
   - Residence Inn, Torrance
   - Holiday Inn, Union City
   - MCA Hotel-Proposed, Universal City
   - Comfort Inn, Vallejo
   - Holiday Inn, Van Nuys
   - La Quinta Hotel, Ventura
   - Ocean Resorts, Ventura
   - Sheraton, Ventura
   - Greentree Inn, Victorville
   - Doubletree Inn, Walnut Creek
   - Parkside Hotel, Walnut Creek
   - Ramada Renaissance Hotel, Walnut Creek
   - Royce Hotel-Proposed, Walnut Creek
   - Walnut Creek Project, Walnut Creek
   - Hampton Inn, West Covina
   - Le Bel Age, West Hollywood
   - Le Dufy, West Hollywood
   - Le Mondrian Hotel, West Hollywood
   - Hilton, Whittler
   - Hotel & Conference Center-Proposed, Woodland
   - Marriott Hotel-Woodland Hills, Woodland Hills
   - Skylonda Retreat, Woodside
   - Compri Hotel-Proposed, Yorba Linda
   - Marriott-Tenaya Lodge, Yosemite
   - Motel Orleans, Yuba City

  Colorado
   - Days Inn, Arapahoe
   - Continental Inn, Aspen
   - Ritz-Carlton Hotel-Proposed, Aspen
   - Hampton Inn, Aurora
   - Holiday Inn, Aurora
   - Radisson Hotel, Aurora
   - Radisson Southeast, Aurora
   - Raffles Hotel, Aurora
   - Comfort Inn, Avon
   - Boulder Hotel-Downtown, Boulder
   - Clarion Hotel, Boulder
   - Courtyard by Marriott, Boulder
   - Doubletree Hotel-Proposed, Boulder
   - Hilton Harvest House, Boulder
   - Holiday Inn, Boulder
   - Interlocken Conference Resort-Prop., Boulder
   - Proposed Golf Course, Boulder
   - Residence Inn, Boulder
   - Hilton, Breckenridge
   - Ski Lodge-Proposed, Breckenridge
   - Interlocken Conference Center, Broomfield
   - Interlocken Conference Center-Prop., Broomfield
   - Embassy Suites, Colorado Springs
   - Hilton, Colorado Springs
   - Howard Johnson, Colorado Springs
   - Le Baron Hotel, Colorado Springs
   - Marriott, Colorado Springs
   - Quality Inn, Colorado Springs
   - Red Lion Inn, Colorado Springs
   - Sheraton Inn, Colorado Springs
   - Grand Butte Hotel, Crested Butte
   - Best Western Regency, Denver
   - Brown Palace, Denver
   - Clarion Hotel-Denver Airport, Denver
   - Courtyard by Marriott-Airport, Denver
   - Courtyard by Marriott-Southeast, Denver
   - Days Inn, Denver
   - Denver Airport Hilton Inn, Denver
   - Doubletree Hotel, Denver
   - Embassy Suites, Denver
   - Embassy Suites-Airport, Denver
   - Hilton-Technical Center, Denver
   - Holiday Inn-Downtown, Denver
   - Holiday Inn-West, Denver
   - Jackson's Hole Sport, Denver
   - Marriott-Southeast, Denver
   - Marriott-West, Denver
   - Radisson Hotel, Denver
   - Red Lion Hotel, Denver
   - Regency Inn, Denver
   - La Quinta Inn, Denver - Airport
   - La Quinta, Denver - South
   - Red Lion Inn, Durango
   - Hilton-Denver, Englewood
   - Residence Inn, Englewood
   - Scanticon Conference Center, Englewood
   - Marriott Hotel-Proposed, Fort Collins
   - Holiday Inn, Golden
   - Marriott-Denver West, Golden
   - Ramada Inn, Grand Junction
   - Sheraton-Proposed, Keystone
   - Compri Hotel, Lakewood
   - Hampton Inn, Lakewood
   - Sheraton Inn, Steamboat Springs
   - Proposed Hotel, Telluride
   - Days Inn, Vail
   - Doubletree Hotel, Vail
   - Lodge at Vail, Vail
   - Marriott's Mark Resort, Vail
   - Westin Vail Resort, Vail
   - Ramada Hotel, Westminster
   - Winter Park Resort, Winter Park

  Connecticut
   - Chester Inn-Chester, Chester
   - Inn-Proposed, Chester
   - Super 8-Proposed, Cromwell
   - Danbury Hilton & Towers, Danbury
   - Residence Inn, Danbury
   - Holiday Inn, Darien
   - Howard Johnson Lodge, Darien
   - Ramada Inn, Darien
   - Holiday Inn, East Hartford
   - Howard Johnson Lodge, East Lyme
   - Days Inn-Proposed, Enfield
   - Greenwich Habor Inn, Greenwich
   - Howard Johnson Lodge, Greenwich
   - Showboat Inn, Greenwich
   - Hotel-Proposed, Groton
   - Hilton Hotel, Hartford
   - Holiday Inn-Proposed, Hartford
   - Motel 6, Hartford
   - Ramada Inn, Hartford
   - Sheraton Tobacco Valley Inn, Hartford
   - Summit Hotel, Hartford
   - Super 8 Motel, Hartford
   - Susse Chalet, Hartford
   - Residence Inn By Marriott, Meriden
   - Holiday Inn, Milford
   - Susse Chalet, Milford
   - Howard Johnson Lodge, Mystic
   - Mystic Ramada Inn, Mystic
   - Holiday Inn, New Britain
   - Ramada Inn, New Britain
   - Colony Inn, New Haven
   - Holiday Inn, New Haven
   - Howard Johnson, New Haven
   - Quality Inn, New Haven
   - Residence Inn, New Haven
   - Radisson Hotel, New London
   - Best Western-Proposed, New Milford
   - Courtyard by Marriott, Norwalk
   - Holiday Inn, Norwalk
   - Howard Johnson, Norwalk
   - Ramada Inn, Norwalk
   - Susse Chalet, Rocky Hill
   - Ramada Hotel-Proposed, Shelton
   - Residence Inn - Shelton, Shelton
   - Heritage Village, Southbury
   - Southbury Hotel, Southbury
   - Susse Chalet, Southington
   - Days Inn, Stamford
   - Executive Hotel, Stamford
   - Harley Hotel, Stamford
   - Holiday Inn-Crowne Plaza, Stamford
   - Inn at Mill River, Stamford
   - Le Pavillon Hotel, Stamford
   - Marriott, Stamford
   - Radisson Tara Hotel, Stamford
   - Sheraton, Stamford
   - Best Western-Proposed, Stratford
   - Stratford Motor Lodge, Stratford
   - Marriott Hotel, Trumbull
   - Courtyard by Marriott, Wallingford
   - Susse Chalet, Wallingford
   - Howard Johnson Plaza Hotel, Waterbury
   - Super 8-Proposed, Waterbury
   - Residence Inn-Proposed, Waterford
   - Holiday Inn, Westbury
   - The Island Inn, Westbury
   - Courtyard by Marriott, Windsor
   - Sheraton Tobacco Valley Inn, Windsor
   - Holiday Inn-Proposed, Windsor Locks

  Delaware
   - Wilmington Hilton, Claymont
   - Rusty Rudder, Dewey Beach
   - Residence Inn-Proposed, Newark
   - Hilton Hotel, Wilmington
   - Hotel-Proposed, Wilmington
   - Marriott Suites, Wilmington
   - Residence Inn-Proposed, Wilmington

  District of Columbia
   - All Suite Hotel - Proposed, Washington
   - Bellevue Hotel, Washington
   - Canterbury Hotel, Washington
   - Capital Hilton, Washington
   - Capitol Hill Hotel, Washington
   - Castleton Hotel, Washington
   - Comfort Inn, Washington
   - Convention Center Inn, Washington
   - Dupont Plaza, Washington
   - Embassy Row Hotel, Washington
   - Fairfax Hotel, Washington
   - Fairmont Hotel, Washington
   - Four Seasons Hotel, Washington
   - General Scott Inn, Washington
   - Georgetown Hotel, Washington
   - Grand Hotel, Washington
   - Grand Hyatt, Washington
   - Hampshire House, Washington
   - Harambee House, Washington
   - Hay Adams Hotel, Washington
   - Holiday Inn Crowne Plaza, Washington
   - Holiday Inn-Capitol, Washington
   - Holiday Inn-Georgetown, Washington
   - Holiday Inn-Governor House, Washington
   - Hotel Washington, Washington
   - Howard Johnson, Washington
   - Hyatt Regency-Capitol, Washington
   - Hyatt-Convention Center, Washington
   - International Inn, Washington
   - Intrigue Hotel, Washington
   - Jefferson Hotel, Washington
   - Lombardy Tower Apartment Hotel, Washington
   - Madison Hotel, Washington
   - Manger Annapolis Hotel, Washington
   - Manger Hamilton Hotel, Washington
   - Manger Hay Adams Hotel, Washington
   - Marriott-Key Bridge, Washington
   - Mayflower Hotel, Washington
   - Omni Georgetown Hotel, Washington
   - Omni Shoreham Hotel, Washington
   - Park Terrace Hotel, Washington
   - Phoenix Park Hotel, Washington
   - Plaza Hotel, Washington
   - Potomac Hotel Group, Washington
   - Quality Inn-Capitol Hill, Washington
   - Quality Inn-Downtown, Washington
   - Ramada Inn-Central, Washington
   - Ramada Renaissance Hotel, Washington
   - Ritz-Carlton, Washington
   - River Inn, Washington
   - Riverside Towers, Washington
   - Sheraton City Centre, Washington
   - Sheraton Grand Hotel, Washington
   - Shoreham Hotel, Washington
   - St. James, Washington
   - State Plaza, Washington
   - Statler Hilton Hotel, Washington
   - Washington Hilton, Washington
   - Washington Plaza, Washington
   - Watergate Hotel, Washington
   - Wyndham Bristol Hotel, Washington

  Florida
   - Holiday Inn, Altamonte Springs
   - La Quinta, Altamonte Springs
   - Turnberry Isle Resort, Aventura
   - Boca Raton Hotel and Club, Boca Raton
   - Boca West, Boca Raton
   - Deerfield Beach Hilton, Boca Raton
   - Embassy Suites, Boca Raton
   - Park Place Suite Hotel, Boca Raton
   - Petite Suites, Boca Raton
   - Residence Inn, Boca Raton
   - Days Inn, Brandenton
   - South Seas Resort, Captive Island
   - Days Inn, Clearwater
   - Days Inn-Proposed, Clearwater
   - Holiday Inn - Central/Clearwater, Clearwater
   - La Quinta Inn, Clearwater
   - Sheraton Sand Key Hotel, Clearwater
   - Holiday Inn - Gulfview South, Clearwater Beach
   - Holiday Inn - Surfside North, Clearwater Beach
   - Howard Johnson, Clermont
   - Econolodge, Cocoa Beach
   - Hilton Hotel, Cocoa Beach
   - Holiday Inn, Cocoa Beach
   - Howard Johnson, Cocoa Beach
   - Perkins Restaurant, Cocoa Beach
   - Coconut Grove Hotel, Coconut Grove
   - Mayfair House, Coconut Grove
   - Proposed Hampton Inn, Coconut Grove
   - Biltmore Hotel, Coral Gables
   - Holiday Inn, Coral Gables
   - Holiday Inn (Court), Coral Gables
   - Plantation Hotel, Crystal River
   - Sheraton Inn, Cypress Gardens
   - Budget Inn, Davenport
   - Daytona Beach Surfside Regency, Daytona Beach
   - Howard Johnson, Daytona Beach
   - La Quinta Inn, Daytona Beach
   - Pirates Cove, Daytona Beach
   - Sheraton Inn, Daytona Beach
   - Crown Sterling Suites, Deerfield Beach
   - Days Inn, Deerfield Beach
   - Hilton Hotel, Deerfield Beach
   - Horizon Club, Deerfield Beach
   - Sheraton Inn, Deland
   - Hilton Hotel, Disney World
   - Holiday Inn, Edgewater
   - Knights Inn, Florida City
   - AmeriSuites Hotel-Proposed, Fort Lauderdale
   - Bahia Mar Hotel, Fort Lauderdale
   - Comfort Suites, Fort Lauderdale
   - Compri Hotel-Proposed, Fort Lauderdale
   - Costa Del Sol, Fort Lauderdale
   - Crown Sterling Suites, Fort Lauderdale
   - Days Inn, Fort Lauderdale
   - Embassy Suites Hotel, Fort Lauderdale
   - Executive House, Fort Lauderdale
   - Hilton Hotel, Fort Lauderdale
   - Hilton Inverrary, Fort Lauderdale
   - Holiday Inn - Galleria, Fort Lauderdale
   - Holiday Inn - North Beach, Fort Lauderdale
   - Holiday Inn-Proposed, Fort Lauderdale
   - Marriott Harbor Beach Hotel, Fort Lauderdale
   - Marriott Hotel & Marina, Fort Lauderdale
   - Marriott Hotel-Cypress Road, Fort Lauderdale
   - Pier 66 Hotel and Marina, Fort Lauderdale
   - Port Everglades Hotel, Fort Lauderdale
   - Stouffer Hotel, Fort Lauderdale
   - Days Inn, Fort Meyers
   - Courtyard by Marriott, Fort Myers
   - Holiday Inn, Fort Myers
   - La Quinta Hotel, Fort Myers
   - Sheraton Harbor Place-Proposed, Fort Myers
   - Sheraton Motor Inn, Fort Myers
   - Proposed Hotel, Fort Myers Beach
   - American Way, Fort Pierce
   - Days Inn, Fort Walton Beach
   - Holiday Inn - Airport, Fort.Lauderdale
   - Days Inn-University Center, Gainesville
   - Fairfield Inn, Gainesville
   - Howard Johnson Lodge-I-75, Gainesville
   - La Quinta Hotel, Gainesville
   - University Centre Hotel, Gainesville
   - Holiday Inn, Hialeah
   - Motel, Hillsboro Beach
   - Days Inn, Hollywood
   - Diplomat Hotel, Hollywood
   - Holiday Inn, Hollywood
   - Quality Suites - Oceanside, Indiatlantic
   - Hilton Inn, Inverrary
   - Best Inn, Jacksonville
   - Bradbury Suites-Proposed, Jacksonville
   - Compri Hotel-Proposed, Jacksonville
   - Courtyard By Marriott, Jacksonville
   - Days Inn, Jacksonville
   - Doubletree Club Hotel, Jacksonville
   - Hampton Inn, Jacksonville
   - Hotel-Proposed, Jacksonville
   - Jacksonville Hotel, Jacksonville
   - Residence Inn, Jacksonville
   - Sheraton Hotel, Jacksonville
   - Wyndham Lakes Hotel, Jacksonville
   - Sheraton Beach Hotel, Jensen Beach
   - Howard Johnson, Juno Beach
   - Hilton Hotel, Jupiter
   - Key Biscayne, Key Biscayne
   - Howard Johnson Lodge, Key Largo
   - Casa Marina Marriott, Key West
   - Fairfield Inn, Key West
   - Hampton Inn-Roosevelt Rd., Key West
   - Holiday Inn, Key West
   - Hyatt Hotel, Key West
   - La Concha Holiday Inn, Key West
   - Pier House Inn and Beach Club, Key West
   - Reach Hotel, Key West
   - Santa Maria Hotel, Key West
   - Timeshare Resort, Key West
   - Best Western Vacation Lodge, Kissimmee
   - Days Inn, Kissimmee
   - Days Inn West, Kissimmee
   - Days Lodge, Kissimmee
   - Howard Johnson Plaza Hotel, Kissimmee
   - Howard Johnson's, Kissimmee
   - KOA Campground, Kissimmee
   - Old Town Retail Complex, Kissimmee
   - Quality Suites, Kissimmee
   - Quality Suites-Maingate, Kissimmee
   - Save Inn, Kissimmee
   - Sheraton Lakeside, Kissimmee
   - Suite Hotel-Proposed, Kissimmee
   - Wynfield Inn, Kissimmee
   - Days Inn, Lake Buena Vista
   - Embassy Suites-Proposed, Lake Buena Vista
   - Hilton Hotel-Disney World, Lake Buena Vista
   - Marriott Orlando World Center, Lake Buena Vista
   - Days Inn, Lake City
   - Flagship Inn, Lake County
   - Travelodge Motel, Lake County
   - Lake Park Inn, Lake Park
   - Holiday Inn, Lake Placid
   - Hampton Inn-Proposed, Lakeland
   - Hotel-Proposed, Lakeland
   - Howard Johnson, Lakeland
   - Resort Hotel-Proposed, Lakeland
   - Resort-Imperial Lake-Prpsd., Lakeland
   - Proposed Hotel, Lee County
   - Sonesta Sanibel Harbour, Lee County
   - Holiday Inn, Lido Beach
   - Holiday Inn, Longboat Kay
   - Holiday Inn - Madiera Beach, Madiera
   - Howard Johnson, Marathon
   - Radisson Suite Resort, Marco Island
   - Holiday Inn, Marianna
   - Oceanfront Hotel, Melbourne
   - Quality Suites, Melbourne
   - Bahia Mar Hotel & Yachting Club, Miami
   - Biscayne Bay Marriott, Miami
   - Courtyard by Marriott, Miami
   - Crown Sterling Suites, Miami
   - Doral Ocean Beach Resort, Miami
   - Fairfield Inn, Miami
   - Hilton Hotel-Proposed, Miami
   - Holiday Inn Civic Center, Miami
   - Holiday Inn-Airport (Le Juene Rd.), Miami
   - Holiday Inn-Calder, Miami
   - Howard Johnson Hotel-Broad Causeway, Miami
   - Howard Johnson Hotel-Port of Miami, Miami
   - Howard Johnson Lodge-Golden Glades, Miami
   - Howard Johnson Lodge-Int'l Airport, Miami
   - Hyatt Regency Hotel, Miami
   - Inter-Continental Hotel, Miami
   - Jockey Club, Miami
   - Marriott Hotel-Downtown, Miami
   - Miami Airport Ramada, Miami
   - Proposed AmeriSuites, Miami
   - Propsed Hampton Inn, Miami
   - Residence Inn-Proposed, Miami
   - Sheraton River House, Miami
   - Sofitel Miami, Miami
   - Alexander Hotel, Miami Beach
   - Art Deco Hotel, Miami Beach
   - Cresent Timeshare, Miami Beach
   - Delano Hotel, Miami Beach
   - Doral Beach Hotel, Miami Beach
   - Eden Roc Hotel, Miami Beach
   - Fontainebleu Hotel, Miami Beach
   - Holiday Inn, Miami Beach
   - Holiday Inn-Central, Miami Beach
   - Holiday Inn-North, Miami Beach
   - Holiday Inn-Oceanside, Miami Beach
   - Holiday Inn-South, Miami Beach
   - Hotel-Proposed, Miami Beach
   - Nautilus Club Hotel, Miami Beach
   - Palm Resort on the Ocean, Miami Beach
   - Pan American Radisson, Miami Beach
   - Proposed Hotel, Miami Beach
   - Shelborne Beach Hotel, Miami Beach
   - Sheraton Beach, Miami Beach
   - Solymar Hotel-Proposed, Miami Beach
   - Quality Inn, Naples
   - Quality Inn-Gulfcoast, Naples
   - Registry Hotel at Pelican Bay, Naples
   - Registry Resort-Proposed, Naples
   - Super 8 Motel-Proposed, Naples
   - World Tennis Resort, Naples
   - Hyatt Newporter Hotel, Newport Beach
   - Hilton Hotel, North Redington Beach
   - Masters Economy Inn, North Seffner
   - Amfac Hotel, Orlando
   - Army lodging-Proposed, Orlando
   - Comfort Suites Hotel, Orlando
   - Compri Hotel-Airport-Proposed, Orlando
   - Compri Hotel-Proposed, Orlando
   - Courtyard - Orlando Airport, Orlando
   - Days Inn, Orlando
   - Days Inn and Lodge-Florida Mall, Orlando
   - Days Inn Civic Center, Orlando
   - Days Inn East of Universal Studios, Orlando
   - Days Inn-E/O Magic Kingdom, Orlando
   - Days Inn-Proposed, Orlando
   - Days Inn-Sandlake Road, Orlando
   - Days Suites-E/O Magic Kingdom, Orlando
   - Dolphin Hotel-Proposed, Orlando
   - Dutch Inn, Orlando
   - Embassy Suites, Orlando
   - Fairfield Inn, Orlando
   - Fairfield Inn-Airport, Orlando
   - Grand Cypress Resort, Orlando
   - Hampton Inn - Proposed, Orlando
   - Heritage Inn, Orlando
   - Holiday Inn Central Park, Orlando
   - Holiday Inn Crowne Plaza, Orlando
   - Holiday Inn-Airport, Orlando
   - Holiday Inn-International Drive, Orlando
   - Holiday Inn-Lee Road, Orlando
   - Holiday Inn-Maingate West, Orlando
   - Holiday Inn-Orange Blossom Trail, Orlando
   - Howard Johnson - Walt Disney World, Orlando
   - Howard Johnson-Kirkman, Orlando
   - Howard Johnson-Lake Holden, Orlando
   - Howard Johnson-Maingate, Orlando
   - Hyatt Grand Cypress, Orlando
   - Hyatt Regency Grand Cypress, Orlando
   - Hyatt-W. Irlo Bronson Mem. Hwy., Orlando
   - International Inn, Orlando
   - Kon Tiki Village, Orlando
   - La Quinta Hotel-Airport, Orlando
   - La Quinta Inn, Orlando
   - Omni Orlando, Orlando
   - Orlando Airport Hotel-Proposed, Orlando
   - Orlando Hamiton, Orlando
   - Orlando Plaza Hotel, Orlando
   - Orlando Twin Towers Hotel, Orlando
   - Park Suite Hotel-Proposed, Orlando
   - Peabody Hotel, Orlando
   - Princess Hotel and Spa, Orlando
   - Proposed Wellesley Inn, Orlando
   - Quality Inn, Orlando
   - Radisson Hotel-Aquatic Center, Orlando
   - Regency Inn, Orlando
   - Residence Inn By Marriott, Orlando
   - Rodeway Inn, Orlando
   - Save Inn, Orlando
   - Sheraton Jetport Inn, Orlando
   - Sheraton Lakeside, Orlando
   - Sheraton Twin Towers, Orlando
   - Sonesta Village Resort, Orlando
   - Stouffer Orlando Resort, Orlando
   - Swan Hotel-Proposed, Orlando
   - Thriftway Motel, Orlando
   - Wynfield Inn, Orlando
   - American Way, Osceola
   - Sheraton Gateway Motel, Osceola
   - Brazilian Court Hotel, Palm Beach
   - Heart of Palm Beach Hotel, Palm Beach
   - Hilton Inn, Palm Beach
   - Palm Court, Palm Beach
   - Holiday Inn, Palm Beach Garden
   - Days Inn, Panama City
   - Marriott's Bay Point, Panama City
   - Super 8, Panama City
   - Days Inn, Pensacola
   - Hilton Hotel, Pensacola
   - La Quinta Hotel, Pensacola
   - Residence Inn, Pensacola
   - Super 8, Pensacola
   - Proposed Hampton Inn, Pensacola Beach
   - Comfort Inn, Perdido Key
   - La Quinta, Pinellas County
   - Courtyard by Marriott, Plantation
   - Holiday Inn Plantation, Plantation
   - Sheraton Suites, Plantation
   - Days Inn, Pompano Beach
   - Palm-Aire Spa Resort, Pompano Beach
   - Lodge & Bath Club, Ponte Verde
   - Howard Johnson, Punta Gorda
   - Days Inn, Riviera Beach
   - Safety Harbor Spa, Safety Harbor
   - Holiday Inn, Saint Augustine
   - Howard Johnson, Saint Augustine
   - Courtyard by Marriott, Saint Petersburg
   - Don Ceahsar Beach Resort, Saint Petersburg
   - Hilton Hotel, Saint Petersburg
   - Howard Johnson, Saint Petersburg
   - Ramada Inn, Saint Petersburg
   - Residence Inn, Saint Petersburg
   - Saint Petersburg Motel, Saint Petersburg
   - Sheraton Hotel and Marina, Saint Petersburg
   - Vinoy Park Hotel, Saint Petersburg
   - Countryside Inn, Sanford
   - Days Inn, Sanford
   - Holiday Inn, Sanford
   - Azure Tides Resort-Proposed, Sarasota
   - Days Inn, Sarasota
   - Holiday Inn-Lido Beach, Sarasota
   - Proposed Hotel, Sarasota
   - Holiday Inn, Sebring
   - Embassy Suites, Singer Island
   - Hilton, Singer Island
   - Econo Lodge, Starke
   - Radisson Pan American Hotel, Sunny Isles
   - Best Inn, Tallahassee
   - Courtyard by Marriott, Tallahassee
   - Days Inn-Tallahassee, Tallahassee
   - American Way, Tampa
   - Courtyard by Marriott, Tampa
   - Days Inn, Tampa
   - Embassy Suites-Airport, Tampa
   - Hampton Inn-Airport, Tampa
   - Hilton-Airport, Tampa
   - Holiday Inn, Tampa
   - Holiday Inn Sahal Park, Tampa
   - Holiday Inn-Airport, Tampa
   - Manger Motor Inn, Tampa
   - Marriott Hotel, Tampa
   - Omni Tampa Hotel at Westshore, Tampa
   - Ramada Inn, Tampa
   - Rodeway Inn, Tampa
   - Saddlebrook Resort, Tampa
   - Sheraton Grand West, Tampa
   - Master Economy Inn, Tampa-East(Selfner)
   - Master Economy Inn, Tampa-North(Zephyrhills)
   - Days Inn, Vero Beach
   - Holiday Inn-Countryside, Vero Beach
   - Holiday Inn-Oceanside, Vero Beach
   - Saddlebrook Resort, Wesley Chapel
   - Courtyard by Marriott, West Melbourne
   - Airport Centre, West Palm Beach
   - Courtyard by Marriott, West Palm Beach
   - Days Inn, West Palm Beach
   - Field Palm Hotel, West Palm Beach
   - Hilton-Airport, West Palm Beach
   - Howard Johnson Lodge, West Palm Beach
   - Hyatt Hotel of the Palm Beaches, West Palm Beach
   - Royce Hotel, West Palm Beach
   - Masters Economy Inn, Zephyrhills

  Georgia
   - Atlanta Radisson Hotel, Atlanta
   - Atlanta Terrace Motel, Atlanta
   - Comfort Inn, Atlanta
   - Compri Hotel, Atlanta
   - Courtyard By Marriott-Airport North, Atlanta
   - Courtyard by Marriott-Airport South, Atlanta
   - Courtyard by Marriott-Cumberland, Atlanta
   - Courtyard by Marriott-Executive Pk., Atlanta
   - Courtyard by Marriott-Gwinnett, Atlanta
   - Courtyard by Marriott-Jimmy Carter, Atlanta
   - Courtyard by Marriott-PeachtrDunwdy, Atlanta
   - Courtyard by Marriott-Perimeter, Atlanta
   - Courtyard by Marriott-Rosewell, Atlanta
   - Courtyard by Marriott-Windy Hill, Atlanta
   - Cresthil Inn-Proposed, Atlanta
   - Days Inn, Atlanta
   - Days Inn - Northlake, Atlanta
   - Doubletree Hotel, Atlanta
   - Embassy Suites-Atlanta Perimeter, Atlanta
   - Embassy Suites-Buckhead, Atlanta
   - Embassy Suites-Galleria, Atlanta
   - F.W.W. Hotel, Atlanta
   - Fairfield Inn-Airport, Atlanta
   - Fairfield Inn-Gwinnett, Atlanta
   - Fairfield Inn-North Lake, Atlanta
   - Fairfield Inn-Northwest, Atlanta
   - Fairfield Inn-Peachtree, Atlanta
   - Fairfield Inn-South Lake, Atlanta
   - Hampton Inn-Airport, Atlanta
   - Hilton Inn, Atlanta
   - Holiday Inn Crowne Plaza, Atlanta
   - Holiday Inn-I-20 East, Atlanta
   - Holiday Inn-I-85 Monroe Drive, Atlanta
   - Holiday Inn-Perimeter Dunwooody, Atlanta
   - Hotel-Downtown-Proposed, Atlanta
   - Hotel-Proposed, Atlanta
   - Howard Johnson Hotel-Hartsfield, Atlanta
   - Howard Johnson-Airport, Atlanta
   - Howard Johnson-Northeast, Atlanta
   - Howard Johnson-Northwest, Atlanta
   - Howard Johnson-South, Atlanta
   - Hyatt Atlanta-Airport, Atlanta
   - La Quinta - Stone Mountain, Atlanta
   - La Quinta Hotel, Atlanta
   - La Quinta Hotel-West, Atlanta
   - Marriott Atlanta Airport, Atlanta
   - Marriott Hotel, Atlanta
   - Marriott Hotel-Downtown, Atlanta
   - Marriott Marquis, Atlanta
   - Marriott Suites Hotel-Proposed, Atlanta
   - Marriott-Perimeter, Atlanta
   - Master Economy Inn, Atlanta
   - Motel 6, Atlanta
   - Neighborhood Inn, Atlanta
   - Omni International Hotel, Atlanta
   - Perimeter North Inn, Atlanta
   - Proposed AmeriSuites, Atlanta
   - Quality Inn-Central, Atlanta
   - Radisson Inn, Atlanta
   - Ramada Inn-Perimeter, Atlanta
   - Residence Inn by Marriott-Dunwoody, Atlanta
   - Residence Inn-Airport, Atlanta
   - Residence Inn-Buckhead, Atlanta
   - Residence Inn-Northwest, Atlanta
   - Sheraton Century Center, Atlanta
   - Sheraton-Airport, Atlanta
   - Sporting Club at the Concourse, Atlanta
   - Stouffer Hotel-Proposed, Atlanta
   - Swissotel, Atlanta
   - Terrace Motel, Atlanta
   - Waverly Hotel, Atlanta
   - Westin Lenox Hotel, Atlanta
   - Westin Peachtree Plaza, Atlanta
   - Wyndham Garden Hotel, Atlanta
   - Hyatt Hotel, Atlanta Airport
   - Hampton Inn, Atlanta-Buckhead
   - Courtyard by Marriott, Augusta
   - Landmark Hotel, Augusta
   - Masters Economy Inn - Gordon Hwy., Augusta
   - Masters Economy Inn - Warner Robins, Augusta
   - Masters Economy Inn - Washington Rd, Augusta
   - Holiday Inn, Brunswick
   - Super 8, Brunswick
   - Days Inn, Calhoun
   - Super 8, Cartersville
   - Days Inn, Chamblee
   - Comfort Inn-Proposed, College Park
   - Holiday Inn Crowne Plaza, College Park
   - Courtyard by Marriott, Columbus
   - La Quinta Inn, Columbus
   - Super 8, Columbus
   - Best Inn, Dalton
   - Days Inn, Dalton
   - Holiday Inn-Proposed, Decatur
   - Sheraton Hotel, Decatur
   - Best Western-Perimeter-North, Doraville
   - Days Inn - Gwinnett, Duluth
   - Howard Johnson, Forsyth
   - Holiday Inn-Proposed, Gwinnett County
   - Holiday Inn, Jekyll Island
   - Jekyll Island Inn-Proposed, Jekyll Island
   - Hilton Hotel, Macon
   - Master Economy Inn, Macon
   - Best Inn, Marietta
   - Courtyard by Marriott-Delk Road, Marietta
   - Lafayette Hotel, Marietta
   - Hampton Inn, Marrietta (Atlanta)
   - Master Economy Inn, McDonough
   - Courtyard by Marriott-Perimeter, Norcross
   - Motel 6, Norcross
   - Hilton Hotel, Peachtree Corners
   - Super 8, Rome
   - Best Western, Savannah
   - Courtyard by Marriott, Savannah
   - Days Inn, Savannah
   - Days Inn-Bay Street, Savannah
   - Days Inn-Mall Blvd., Savannah
   - Fairfield Inn, Savannah
   - Hotel-Proposed, Savannah
   - Mulberry Inn, Savannah
   - Radisson Hotel-Proposed, Savannah
   - Royal Savannah, Savannah
   - Sheraton Savannah Resort & C.C., Savannah
   - Town and Country Motel, Savannah
   - Days Inn, Savannah Beach
   - Howard Johnson, Smyrna
   - Master Economy Inn, Tilton
   - Courtyard by Marriott-Northlake, Tucker
   - Master Economy Inn, Warner Robins
   - Super 8, Warner Robins

  Hawaii
   - Hyatt Regency Waikoloa, Hawaii
   - Mauna Kea Hotel, Hawaii
   - Kahala Hilton, Honolulu
   - Plaza Hotel, Honolulu
   - Waikiki Beachcomber, Honolulu
   - Waikiki Hobron, Honolulu
   - Coco Palms Resort, Kauai
   - Kauai Surf Hotel, Kauai
   - Westin Kauai-Kauai Lagoons Resort, Kauai
   - Westin Kauai-Proposed, Kauai
   - Kona Village, Kona
   - Royal Sea Cliff Resort, Kona
   - Westin Kauai at Kauai Lagoon, Lihue
   - Hyatt Regency, Maui
   - Marriott Resort, Maui
   - Maui Lu Hotel, Maui
   - Maui Surf Hotel, Maui
   - Westin Maui, Maui
   - Hawaiian Regent Hotel-Waikiki Beach, Oahu
   - Hotel-Proposed-Schofield Barracks, Oahu
   - Hyatt Regency Waikiki, Oahu
   - Kiahuna Plantation, Poipu Beach, Kauai
   - Transient Lodging Facilities, Schofield Barracks
   - Hilton Hawaiian Village, Waikiki
   - Grand Hyatt Wailea, Wailea

  Idaho
   - Compri Hotel, Boise
   - Holiday Inn, Boise
   - Holiday Inn-Airport, Boise
   - Red Lion Inn, Boise
   - Super 8, Boise
   - Motel 6, Coeur d'Alene
   - Super 8, Coeur d'Alene
   - Proposed Motel, Coure d'Alene
   - Super 8, Lewiston
   - Cotton Tree Inn, Pocatello
   - Super 8, Sand Point
   - Busterback Ranch, Sawtooth Valley

  Illinois
   - Arlington Park Hilton, Arlington Heights
   - Church Creek, Arlington Heights
   - Courtyard by Marriott, Arlington Heights
   - La Quinta Hotel, Arlington Heights
   - Hampton Inn-Proposed, Bedford Park
   - Best Inn, Bloomington
   - Fairfield Inn-Normal, Bloomington
   - Holiday Inn, Bloomington
   - Indian Lakes Resort, Bloomington
   - Ramada Inn, Bloomington
   - Super 8, Bloomington
   - Cresthil-Proposed, Buffalo Grove
   - Holiday Inn, Champaign
   - La Quinta Inn, Champaign
   - Radisson Suites - Champaign, Champaign
   - Suite Hotel-Proposed, Champaign
   - Super 8, Champaign
   - Ambassador West Hotel, Chicago
   - Americana Congress, Chicago
   - Conrad Hilton Hotel, Chicago
   - Courtyard by Marriott-Glenview, Chicago
   - Courtyard by Marriott-Highland, Chicago
   - Courtyard by Marriott-Lincoln, Chicago
   - Courtyard by Marriott-O'Hare, Chicago
   - Courtyard by Marriott-Waukegan, Chicago
   - Courtyard by Marriott-Woodale, Chicago
   - Days Inn, Chicago
   - Executive House, Chicago
   - Fairfield Inn-Lansing, Chicago
   - Fairfield Inn-Willowbrook, Chicago
   - Fairmont Hotel, Chicago
   - Guest Quarters Hotel, Chicago
   - Hilton and Towers, Chicago
   - Hilton-O'Hare, Chicago
   - Holiday Inn-Merchandise Mart, Chicago
   - Howard Johnson-O'Hare Int'l Airport, Chicago
   - Hyatt Regency, Chicago
   - Hyatt Suites Hotel, Chicago
   - Inter-Continental Hotel-Proposed, Chicago
   - La Quinta Inn - Hoffman Est., Chicago
   - Le Meridien, Chicago
   - Lenox House, Chicago
   - Lincoln Hotel, Chicago
   - Mark Twain Hotel, Chicago
   - Marriott-O'Hare, Chicago
   - Mayfair Regent, Chicago
   - McClurg Holiday Inn, Chicago
   - McCormick Inn Hotel, Chicago
   - Morton Hotel, Chicago
   - Omni Ambassador East, Chicago
   - Omni Morton Hotel, Chicago
   - Palmer House Hotel, Chicago
   - Ramada Inn - Lakeshore, Chicago
   - Ramada O'Hare, Chicago
   - Residence Inn-Deerfield, Chicago
   - Residence Inn-Lombard, Chicago
   - Sheraton Hotel-Downtown, Chicago
   - Sheraton Hotel-Proposed, Chicago
   - Sheraton O'Hare, Chicago
   - Sheraton Plaza Hotel, Chicago
   - Summerfield Suites Hotel, Chicago
   - Swissotel, Chicago
   - Tremont Hotel, Chicago
   - Westin Hotel, Chicago
   - Whitehall Hotel, Chicago
   - Hilton Hotel, Collinsville
   - Holiday Inn, Collinsville
   - Super 8, Columbus
   - Super 8, Crystal Lake
   - Super 8, Decatur
   - Courtyard by Marriott, Deerfield
   - Embassy Suites, Deerfield
   - Marriott Suites Hotel, Deerfield
   - Holiday Inn-Chicago, Des Plaines
   - Hotel-Proposed, Des Plaines
   - Compri Hotel-Proposed, Downers Grove
   - Radisson Suite Hotel, Downers Grove
   - Best Inn, Effingham
   - Ramada Inn, Elgin
   - Hampton Inn, Elk Grove Village
   - Marriott Suites, Elk Grove Village
   - Holiday Inn, Elmhurst
   - Orrington Hotel, Evanston
   - Drury Inn, Fairview Heights
   - Conference Center & Resort-Proposed, Fox Lake
   - Holiday Inn, Freeport
   - Hotel-Proposed, Gurnee
   - La Quinta Hotel, Hoffman Estates
   - Carson Inn, Itasca
   - Hamilton Wyndham, Itasca
   - Nordic Hills, Itasca
   - Holiday Inn, Joliet
   - Proposed Harrah's Riverboat, Joliet
   - Days Inn, Kankakee
   - Holiday Inn, LaSalle
   - Marriott Hotel, Lincolnshire
   - Hilton Inn, Lisle
   - Holiday Inn Crowne Plaza, Lisle
   - Embassy Suites, Lombard
   - Holiday Inn, Macomb
   - Best Inn, Marion
   - Best Inn, Mount Vernon
   - Holiday Inn, Mount Vernon
   - Ramada Inn, Mount Vernon
   - Courtyard by Marriott, Naperville
   - Ramada Inn, Naperville
   - Sheraton Naperville, Naperville
   - O'Hareport Hotel, Northlake
   - Courtyard by Marriott, Oakbrook Terrace
   - Super 8, Okawville
   - Fairfield Inn, Peoria
   - Days Inn, Peru
   - Super 8, Peru
   - Courtyard by Marriott, Rockford
   - Fairfield Inn, Rockford
   - Hampton Inn, Rockford
   - Embassy Suites, Rosemont
   - Quality Inn/Clarion, Rosemont
   - Sheraton Int'l At O'Hare, Rosemont
   - Holiday Inn, Salem
   - Compri Hotel, Schaumburg
   - Embassy Suites, Schaumburg
   - Marriott Schaumburg, Schaumburg
   - Holiday Inn, South Beloit
   - Ramada Renaissance Hotel, Springfield
   - Sheraton Inn, Springfield
   - Super 8-East, Springfield
   - Super 8-South, Springfield
   - Jumer's Castle, Urbana
   - Best Inn, Waukegan
   - Super 8, Waukegan

  Indiana
   - Clarion Fourwinds Inn, Bloomington
   - Holiday Inn, Bloomington
   - Inn at the Four Winds, Bloomington
   - Ramada Inn, Bloomington
   - Harbor Point Resort, Brookville Lake
   - Super 8, Columbus
   - Best Inn, Fort Wayne
   - Hilton, Fort Wayne
   - Downtown Hotel, Gary
   - Sheraton, Gary
   - Holiday Inn, Goshen
   - Howard Johnson, Hammond
   - Quality Inn, Hammond
   - Courtyard by Marriott-Airport, Indianapolis
   - Courtyard by Marriott-Carmel, Indianapolis
   - Courtyard by Marriott-Castleton, Indianapolis
   - Embassy Suites-Claypool Center, Indianapolis
   - Fairfield Inn-Castleton, Indianapolis
   - Fairfield Inn-College Park, Indianapolis
   - Hampton Inn-Proposed, Indianapolis
   - Hilton Hotel-Airport, Indianapolis
   - Hilton Inn-Downtown, Indianapolis
   - Holiday Inn-South, Indianapolis
   - Holiday Inn-Southeast, Indianapolis
   - Knights Inn, Indianapolis
   - Midway Motor Lodge, Indianapolis
   - Mohawk Inn, Indianapolis
   - Motel 6, Indianapolis
   - Proposed Fairfield Inn, Indianapolis
   - Proposed Residence Inn, Indianapolis
   - Radisson, Indianapolis
   - Ramada-Airport, Indianapolis
   - Wyndham Garden Hotel, Indianapolis
   - La Quinta Inn, Indianapolis Airport
   - Hilton Inn, Jeffersonville
   - Holiday Inn, La Porte
   - Days Inn, Lafayette
   - Holiday Inn, Lafayette
   - Cotton Mill Inn-Proposed, Madison
   - Hampton Inn, Merrillville
   - Holiday Inn Express, Merrillville
   - La Quinta Inn, Merrillville
   - Hotel Roberts, Muncie
   - Radisson Hotel, Muncie
   - Brown County Inn, Nashville
   - Holiday Inn, Portage
   - Knights Inn, Richmond
   - Holiday Inn, South Bend
   - Howard Johnson, South Bend
   - Signature Inn, Terre Haute
   - Super 8, Terre Haute
   - Courtyard Conversion, Valparaiso
   - Holiday Inn, Vincennes

  Iowa
   - Holiday Inn-Gateway Center, Ames
   - Holiday Inn, Cedar Falls
   - Collins Plaza, Cedar Rapids
   - Holiday Inn, Cedar Rapids
   - Roosevelt Hotel, Cedar Rapids
   - Super 8, Davenport
   - Courtyard by Marriott, Des Moines
   - Fairfield Inn, Des Moines
   - Holiday Inn, Des Moines
   - Holiday Inn - West, Des Moines
   - Holiday Inn-Downtown, Des Moines
   - Holiday Inn-North, Des Moines
   - Ramada Inn, Des Moines
   - Super 8-North, Des Moines
   - Super 8-West, Des Moines
   - Holiday Inn, Iowa City

  Kansas
   - Embassy Suites, Kansas City
   - Fairfield Inn-Overland Park, Kansas City
   - Holiday Inn-Mission Overland Park, Kansas City
   - Fairfield Inn, Kansas City West
   - Holiday Inn, Lawrence
   - University Inn, Lawrence
   - Holiday Inn, Manhattan
   - Courtyard by  Marriott, Overland Park
   - Hampton Inn-Proposed, Overland Park
   - Marriott Hotel, Overland Park
   - Park Inn International, Topeka
   - Super 8, Topeka
   - Canterbury Inn, Wichita
   - Former Sheraton Hotel, Wichita
   - Hilton-East, Wichita
   - Marriott Hotel, Wichita
   - Comfort Inn, Winfield

  Kentucky
   - Conference Center-Proposed, Boone County
   - Howard Johnson, Bowling Green
   - Brown County Inn, Brown County
   - Holiday Inn, Corbin
   - Hotel-Proposed, Covington
   - Thomas More Centre, Crestville Hill
   - Comfort Inn, Elizabethtown
   - Signature Inn, Elkhart
   - Holiday Inn, Florence
   - Signature Inn, Florence
   - Drawbridge Inn, Fort Mitchell
   - Days Inn, Georgetown
   - Days Inn, Henderson
   - Holiday Inn, Henderson
   - Bluegrass Motor Inn, Lexington
   - Courtyard by Marriott, Lexington
   - Holiday Inn, Lexington
   - Holiday Inn-East, Lexington
   - Holiday Inn-North, Lexington
   - Hyatt Hotel, Lexington
   - Knights Inn, Lexington
   - Super 8-Proposed, London
   - Brown Hotel, Louisville
   - Courtyard by Marriott-East, Louisville
   - Holiday Inn, Louisville
   - Holiday Inn South, Louisville
   - Holiday Inn-Central, Louisville
   - Holiday Inn-Northeast, Louisville
   - Ramada Inn, Louisville
   - Ramada Inn-East, Louisville
   - Signature Inn, Louisville
   - Days Inn, Madisonville
   - Executive Inn, Owensboro
   - Super 8-Proposed, Radcliff
   - Holiday Inn, Richmond

  Louisiana
   - Howard Johnson, Alexandria
   - Capital House, Baton Rouge
   - Convention Center Hotel-Proposed, Baton Rouge
   - Courtyard by Marriott, Baton Rouge
   - Crown Sterling Suites, Baton Rouge
   - Embassy Suites, Baton Rouge
   - Hilton Hotel, Baton Rouge
   - Holiday Inn-East, Baton Rouge
   - Holiday Inn-South, Baton Rouge
   - Holiday Inn-West, Baton Rouge
   - La Quinta Inn, Baton Rouge
   - Prince Murat Hotel, Baton Rouge
   - Proposed Homewood Suites, Baton Rouge
   - Quality Inn, Bossier City
   - Ramada Inn, Hammond
   - Ramada Inn, Houma
   - Holiday Inn - New Orleans, Kenner
   - Sheraton, Kenner
   - Hilton Hotel, Lafayette
   - La Quinta Hotel, Lafayette
   - Gateway Hotel, Metairie
   - Howard Johnson-Airport, Metairie
   - Canal Street Hotels L.P., New Orleans
   - Clarion Hotel, New Orleans
   - Days Inn, New Orleans
   - Fairmont Roosevelt Hotel, New Orleans
   - Hampton Inn-Proposed, New Orleans
   - Holiday Inn Crowne Plaza, New Orleans
   - Hostellerie de la Poste, New Orleans
   - Hotel Meridien, New Orleans
   - Hyatt Regency, New Orleans
   - Iberville Hotel, New Orleans
   - Inter-Continental Hotel, New Orleans
   - La Quinta Inn, New Orleans
   - Landmark Bourbon, New Orleans
   - Le Meridien New Orleans, New Orleans
   - Maison Dupuy, New Orleans
   - Marriott Hotel, New Orleans
   - Omni Royal Orleans, New Orleans
   - Ramada Inn, New Orleans
   - Saint Louis Hotel, New Orleans
   - St. Ann/Marie Antoinette, New Orleans
   - Warwick, New Orleans
   - Westin Hotel, New Orleans
   - Residence Inn, Shreveport
   - Super 8, Shreveport

  Maine
   - Hilton Inn, Bangor
   - Ramada Inn, Bangor
   - Residence Inn by Marriott-Proposed, Bangor
   - Inn By The Sea, Cape Elizabeth
   - Hotel-Proposed, Orchard Beach
   - Hotel-Proposed, Portland
   - Portland Regency, Portland
   - Ramada Inn, Portland
   - Sheraton Tara Portland, Portland
   - Susse Chalet, Portland
   - Susse Chalet, Portland (In-town)
   - Keddy's Motor Inn of Maine, Presque Isle
   - Hampton Inn, South Portland
   - Sheraton Inn, South Portland

  Maryland
   - Budget Hotel-Proposed, Aberdeen
   - Chesapeake House, Aberdeen
   - Holiday Inn, Aberdeen
   - Motel-Proposed, Aberdeen
   - Annapolis Hotel, Annapolis
   - Courtyard by Marriott-Riva Road, Annapolis
   - Governor Calvert House, Annapolis
   - Historic Inns of Annapolis, Annapolis
   - Hotel-Proposed, Annapolis
   - Howard Johnson, Annapolis
   - Marriott Hotel, Annapolis
   - Maryland Inn, Annapolis
   - Quality Royale Hotel, Annapolis
   - Ramada Hotel, Annapolis
   - Robert Johnson House, Annapolis
   - Brookshire Hotel, Baltimore
   - Courtyard by Marriott-BWI Airport, Baltimore
   - Days Inn, Baltimore
   - Harbor Court Hotel, Baltimore
   - Harrison's at Pier 5, Baltimore
   - Hilton Hotel, Baltimore
   - Holiday Inn-Belmont Blvd., Baltimore
   - Holiday Inn-Cromwell Bridge, Baltimore
   - Holiday Inn-Glen Burnie, Baltimore
   - Holiday Inn-Inner Harbor, Baltimore
   - Holiday Inn-Int'l Airport, Baltimore
   - Holiday Inn-Moravia Road, Baltimore
   - Holiday Inn-Pikesville, Baltimore
   - Holiday Inn-South Glen Burnie, Baltimore
   - Hotel-Proposed, Baltimore
   - Howard Johnson-Proposed, Baltimore
   - Johns Hopkins Hotel-Proposed, Baltimore
   - Lord Baltimore Hotel, Baltimore
   - Omni International Hotel, Baltimore
   - Ramada Inn-I-695 West, Baltimore
   - Susse Chalet, Baltimore
   - Susse Chalet Inn-BWI Airport, Baltimore
   - Susse Chalet Inn-Golden Ring, Baltimore
   - Bethesda Metro Center, Bethesda
   - Guest Quarters, Bethesda
   - Hyatt Regency Hotel, Bethesda
   - Linden Hill Hotel, Bethesda
   - Omni Linden Hotel, Bethesda
   - Residence Inn, Bethesda
   - Bethseda Metro Center, Bethseda
   - Guest Quarters, Bethseda
   - Residence Inn - Proposed, Bethseda
   - Comfort Suites-Proposed, Bowie
   - Days Inn, Capital Heights
   - Residence Inn, Cockneysville
   - Abbey, College Park
   - Best Western Maryland, College Park
   - Holiday Inn, College Park
   - Sheraton Inn, Dorsey
   - Days Inn, Easton
   - Mariner Inn, Easton
   - Holiday Inn, Frederick
   - Compri Hotel, Gaithersburg
   - Marriott Hotel, Gaithersburg
   - Century XXI Resort, Germantown
   - Comfort Inn, Germantown
   - Hampton Inn, Glen Burnie
   - Residence Inn-Proposed, Greenbelt
   - Courtyard by Marriott, Hunt Valley
   - Hunt Valley Embassy Suites, Hunt Valley
   - Hunt Valley Marriott, Hunt Valley
   - Susse Chalet Inn, Jessup
   - Courtyard by Marriott, Landover
   - Quality Inn-Proposed, Landover
   - Days Inn, Lanham
   - Best Western Maryland, Laurel
   - Days Inn, Laurel
   - Holiday Inn, Laurel
   - Susse Chalet, Linthicum
   - Howard Johnson Plaza Hotel, New Carrollton
   - Carousel Hotel, Ocean City
   - Days Inn, Ocean City
   - Susse Chalet, Oxon Hill
   - Hotel-Proposed, Prince Georges County
   - Budget Hotel-Proposed, Rockville
   - Comfort Inn, Rockville
   - Courtyard by Marriott, Rockville
   - Days Inn-Congressional Park, Rockville
   - Holiday Inn Crowne Plaza, Rockville
   - Quality Inn-Proposed, Rockville
   - Ramada Inn, Rockville
   - Salisbury Hotel, Salisbury
   - Sheraton Hotel, Salisbury
   - Courtyard by Marriott, Silver Spring
   - Quality Inn-Proposed, Silver Spring
   - Comfort Inn-Proposed, Solomons Island
   - Holiday Inn, Towson
   - Quality Inn-Proposed, Westminster

  Massachusetts
   - Susse Chalet, Amsbury
   - Courtyard by Marriott, Andover
   - Marriott Hotel, Andover
   - Stouffer Bedford Glen Hotel, Bedford
   - Anthony's Pier Four, Boston
   - Battery Wharf Hotel-Proposed, Boston
   - Boston Harbor Hotel, Boston
   - Boston World Trade Center, Boston
   - Bostonian Hotel, Boston
   - Colonnade Hotel, Boston
   - Commonwealth Center Hotel, Boston
   - Compri Hotel-Proposed, Boston
   - Copley Plaza Hotel, Boston
   - Courtyard by Marriott-Foxborough, Boston
   - Econo Lodge-Proposed, Boston
   - Harborside Conf. Center-Proposed, Boston
   - Hilton-Back Bay, Boston
   - Hilton-Logan, Boston
   - Holiday Inn-Government Center, Boston
   - Hotel - Proposed, Boston
   - Hyatt Fan Pier-Proposed, Boston
   - Hyatt Harborside-Proposed, Boston
   - Lafayette Hotel, Boston
   - Lenox Hotel, Boston
   - Marriott Copley Place, Boston
   - Meridien Hotel, Boston
   - Omni Parker House, Boston
   - Residence Inn, Boston
   - Ritz-Carlton, Boston
   - Statler Hilton Hotel, Boston
   - Tremont House Hotel, Boston
   - World Trade Center Hotel - Proposed, Boston
   - Marriott Hotel, Boston/Newton
   - Sheraton Tara Hotel, Braintree
   - Ocean Edge Inn & Conference Center, Brewster
   - Holiday Inn, Brookline
   - Days Inn, Burlington
   - Charles Hotel, Cambridge
   - Hyatt Hotel, Cambridge
   - Royal Sonesta Hotel, Cambridge
   - The Charles Hotel, Cambridge
   - Chatham Bars Inn, Chatham
   - Chelmsford Radisson Hotel, Chelmsford
   - Best Western Motor Lodge, Chicopee
   - Cummington Farm Resort-Proposed, Cummington
   - Appleton Inn, Danvers
   - Howard Johnson Hotel, Danvers
   - Radisson Ferncroft Hotel, Danvers
   - Residence Inn - Proposed, Danvers
   - Dedham Comfort Inn, Dedham
   - Holiday Inn, Dedham
   - Wequassett Inn, East Harwich
   - Harbor View Hotel, Edgartown
   - Kelley House, Edgartown
   - Airport Inn, Fall River
   - Sea Crest Hotel, Falmouth
   - Sheraton Inn, Falmouth
   - Radisson Hotel, Ferncroft
   - Sheraton Tara Hotel, Framingham
   - Hotel-Proposed, Franklin
   - Hotel-Proposed, Haverhill
   - Susse Chalet, Holyoke
   - Dunfey Hyannis Hotel, Hyannis
   - Heritage House Hotel, Hyannis
   - Holiday Inn, Hyannis
   - Sheraton Regal Inn, Hyannis
   - Tara Hyannis, Hyannis
   - Canyon Ranch-Berkshires, Lenox
   - Cranwell Hotel and Conference Ctr., Lenox
   - Spa/Resort-Proposed, Lenox
   - Holiday Inn, Leominster
   - Lexington Sheraton, Lexington
   - Residence Inn-Proposed, Littleton
   - Appleton Inn, Lowell
   - Hilton Hotel, Lowell
   - Town House Motor Inn, Lowell
   - Holiday Inn, Marlboro
   - Susse Chalet, Middleboro
   - Sheraton Milford Hotel, Milford
   - Holiday Inn, Natick
   - Skipper's Inn, New Bedford
   - Days Inn, Newton
   - Howard Johnson, Newton
   - Marriott Hotel, Newton
   - Sheraton - Wayfarer, Newton
   - Sheraton Tara, Newton
   - Susse Chalet, Newton
   - North Adams Inn, North Adams
   - Hilton Inn, Northampton
   - Hotel Northampton, Northampton
   - Factory Mutual Hotel, Norwood
   - University Inn, Oxford
   - Holiday Inn, Peabody
   - Berkshire Commons Hotel, Pittsfield
   - Hotel-Proposed, Plymouth
   - Hawthorne Hotel, Salem
   - Days Inn, Saugus
   - Susse Chalet, Seekonk
   - Howard Johnson, Somerset
   - Somerset Omni, Somerset
   - Federal House Inn, South Lee
   - Holiday Inn, Springfield
   - Howard Johnson, Springfield
   - Monarch Place, Springfield
   - Treadway Inn, Springfield
   - Publick House, Sturbridge
   - Sheraton, Sturbridge
   - Regency Inn of Taunton, Taunton
   - Holiday Inn, Tewksbury
   - Susse Chalet, Tewksbury
   - Susse Chalet, Waltham
   - Vista Waltham House, Waltham
   - Hampton Inn, West Springfield
   - Westford Regency Hotel, Westford
   - The Westminster Village Inn, Westminster
   - The Orchards, Williamstown
   - Treadway Inn, Williamstown
   - Days Inn, Woburn
   - Howard Johnson, Woburn
   - Radisson Hotel, Woburn
   - Ramada Inn, Woburn
   - Susse Chalet, Woburn
   - Marriott Hotel, Worcester
   - Alladin Motor Inn, Yarmouth
   - Flagship Motor Inn, Yarmouth
   - Gull Wing Suites Hotel, Yarmouth

  Michigan
   - Motel-Proposed, Adrian
   - Ramada Inn, Allen Park
   - Holiday Inn-Alpena, Alpena
   - Compri Hotel-Proposed, Ann Arbor
   - Hampton Inn-North, Ann Arbor
   - Hampton Inn-South, Ann Arbor
   - Hilton Hotel, Ann Arbor
   - Holiday Inn-East, Ann Arbor
   - Holiday Inn-West, Ann Arbor
   - Residence Inn, Ann Arbor
   - Sheraton Hotel, Ann Arbor
   - AmeriSuites Hotel-Proposed, Auburn Hills
   - Holiday Inn, Auburn Hills
   - Knights Inn, Battle Creek
   - Super 8, Battle Creek
   - Bay Valley Inn, Bay City
   - Howard Johnson, Belleville
   - Fairfield Inn-Airport, Charlotte
   - Courtyard by Marriott, Dearborn
   - Courtyard by Marriott-Airport, Detroit
   - Courtyard by Marriott-Auburn Hills, Detroit
   - Courtyard by Marriott-Livonia, Detroit
   - Days Inn, Detroit
   - Downtown Hotel-Proposed, Detroit
   - Fairfield Inn-Airport, Detroit
   - Fairfield Inn-Auburn Hills, Detroit
   - Fairfield Inn-Warren, Detroit
   - Fairfield Inn-West, Detroit
   - Golden Harp, Detroit
   - Hampton Inn, Detroit
   - Hilton-Airport, Detroit
   - Hilton-North Field, Detroit
   - Holiday Inn, Detroit
   - Holiday Inn-Metro Airport, Detroit
   - Hotel Pontchartrain, Detroit
   - Omni Detroit, Detroit
   - Westin Hotel Renaissance Center, Detroit
   - Holiday Inn, East Lansing
   - Holiday Inn-Proposed, East Lansing
   - Knights Inn, Flint
   - Amway Hotel, Grand Rapids
   - Holiday Inn, Grand Rapids
   - Grand Traverse Resort, Grand Traverse Village
   - Holiday Inn, Howell
   - Jackson Hotel, Jackson
   - Fairfield Inn, Kalamazoo
   - Hilton-Kalamazoo Center, Kalamazoo
   - Holiday Inn, Kalamazoo
   - Radison Plaza Hotel, Kalamazoo
   - Residence Inn, Kalamazoo
   - Super 8, Kalamazoo
   - Embassy Suites-Proposed, Lansing
   - Holiday Inn, Lansing
   - Motel 6, Lansing
   - Quality Suites Hotel, Lansing
   - Compri Hotel-Proposed, Livonia
   - Embassy Suites, Livonia
   - Embassy Suites-Proposed, Livonia
   - Holiday Inn, Livonia
   - Marriott Hotel, Livonia
   - Fairfield Inn, Madison Heights
   - Residence Inn, Madison Heights
   - Holiday Inn, Marquette
   - Knights Inn, Monroe
   - Comfort Inn-Proposed, Mount Clemens
   - Holiday Inn, Muskegan
   - Super 8, Muskegon
   - Hilton Hotel, Novi
   - Holiday Inn-Petoskey, Petoskey
   - Mayflower Hotel, Plymouth
   - Inn at the Bridge, Port Huron
   - Radisson Hotel, Romulus
   - Holiday Inn-East, Saginaw
   - Super 8, Saginaw
   - Courtyard by Marriott, Southfield
   - Embassy Suites, Southfield
   - Hilton Hotel, Southfield
   - Marriott Hotel, Southfield
   - Ramada Inn, Southfield
   - Residence Inn, Southfield
   - The Garden Inn, Southfield
   - Comfort Suites-Proposed, Sterling Heights
   - Holiday Inn, Sturgis
   - Grand Traverse Resort, Traverse City
   - Hampton Inn, Traverse City
   - Park Place Hotel, Traverse City
   - Courtyard by Marriott, Troy
   - Holiday Inn, Troy
   - Marriott, Troy
   - Residence Inn, Troy
   - Courtyard by Marriott, Warren
   - Days Inn, Warren
   - Holiday Inn, Warren
   - Motel 6, Warren
   - Residence Inn, Warren
   - Van Dyke Hotel & Conference Center, Warren
   - Bob Evans Restaurant, Wyoming
   - Super 8, Wyoming
   - Radisson Resort-Conference Center, Ypsilanti

  Minnesota
   - Embassy Suites, Bloomington
   - Hilton Airport Hotel, Bloomington
   - Hilton Hotel, Bloomington
   - Howard Johnson Lodge, Bloomington
   - Marriott Hotel, Bloomington
   - Ramada Inn, Bloomington
   - Days Inn - Minneapolis, Brooklyn Center
   - Residence Inn, Eagan
   - Compri Hotel-Proposed, Minneapolis
   - Courtyard by Marriott-Eden Prairie, Minneapolis
   - Courtyard by Marriott-Mendota, Minneapolis
   - Days Inn, Minneapolis
   - Dyckman Hotel, Minneapolis
   - Hilton Inn, Minneapolis
   - Holiday Inn-Downtown, Minneapolis
   - Hotel-Proposed, Minneapolis
   - Luxeford Hotel, Minneapolis
   - Marquette, Minneapolis
   - Marriott City Center Hotel, Minneapolis
   - Marriott-Minnetonka, Minneapolis
   - Motel 6, Minneapolis
   - Omni-Northstar, Minneapolis
   - Radisson Hotel, Minneapolis
   - Ramada Inn, Minneapolis
   - Sheraton Minneapolis, Minneapolis
   - Sofitel, Minneapolis
   - Motel-Proposed, Montevideo
   - Days Inn, Plymouth
   - Hotel-Proposed, Rochester
   - Howard Johnson, Rochester
   - Motel 6, Rochester
   - Radisson Hotel, Rochester
   - Days Inn, Roseville
   - Holiday Inn, Saint Paul
   - Holiday Inn-Town Square, Saint Paul
   - Hotel-Proposed, Saint Paul
   - Inn and Expo Center, Saint Paul
   - World Trade Hotel, Saint Paul
   - Wayzata Conference Center, Wayzata

  Mississippi
   - Howard Johnson, Biloxi
   - Holiday Inn, Greenwood
   - Motel 6, Hattlesburg
   - Hampton Inn, Jackson
   - Howard Johnson, Jackson
   - Ramada Inn-Proposed, Jackson
   - Residence Inn, Jackson
   - Cabot Lodge, Ridgeland
   - Holiday Inn, Vicksburg

  Missouri
   - Ramada Inn, Columbia
   - Howard Johnson-North St. Louis, Hazelwood
   - Super 8, Independence
   - La Quinta Inn, Jackson - North
   - Capital Plaza, Jefferson City
   - Ramada Inn, Jefferson City
   - Days Inn, Joplin
   - Super 8, Joplin
   - Allis Plaza, Kansas City
   - Americana Hotel, Kansas City
   - AmeriSuites Hotel-Proposed, Kansas City
   - Doubletree Hotel, Kansas City
   - Embassy Suites, Kansas City
   - Fairfield Inn-West, Kansas City
   - Hilton - Proposed, Kansas City
   - Hilton Inn, Kansas City
   - Historic Suites Hotel, Kansas City
   - Holiday Inn, Kansas City
   - Holiday Inn Crowne Plaza, Kansas City
   - Holiday Inn-Proposed, Kansas City
   - Proposed Sheraton Hotel, Kansas City
   - Radisson Suite Hotel, Kansas City
   - Resort Hotel - Proposed, Kansas City
   - Marriott-Tan-Tar-A, Lake of the Ozarks
   - Super 8, Liberty
   - Super 8, North Kansas City
   - Inn at Grand Glaize, Osage Beach
   - Super 8, Saint Joseph
   - Clarion, Saint Louis
   - Courtyard by Marriott-Creve Coeur, Saint Louis
   - Courtyard by Marriott-Downtown, Saint Louis
   - Courtyard by Marriott-Westport, Saint Louis
   - Days Inn, Saint Louis
   - Doubletree Hotel, Saint Louis
   - Drury Inn, Saint Louis
   - Embassy Suites, Saint Louis
   - Fairfield Inn-Hazel, Saint Louis
   - Henry VIII Hotel, Saint Louis
   - Hilton Hotel-Bel Air, Saint Louis
   - Holiday Inn Sports Complex, Saint Louis
   - Holiday Inn-Airport North, Saint Louis
   - Holiday Inn-Downtown, Saint Louis
   - Holiday Inn-Riverfont, Saint Louis
   - Howard Johnson-South, Saint Louis
   - Mayfair Hotel, Saint Louis
   - Omni-St. Louis Station, Saint Louis
   - Ramada Inn-Westport, Saint Louis
   - Residence Inn-Chesterfield, Saint Louis
   - Residence Inn-Richmond Heights, Saint Louis
   - Ritz-Carlton Hotel, Saint Louis
   - Sheraton-Airport, Saint Louis
   - St. Louis Airport Hilton, Saint Louis
   - St. Louis Airport Radisson Hotel, Saint Louis
   - St. Louisian Hotel, Saint Louis
   - Stouffer Concourse Hotel, Saint Louis
   - Super 8, Saint Louis
   - Marriott Hotel, Saint Louis County
   - Holiday Inn, Springfield
   - Sheraton Inn, Springfield
   - Super 8, Springfield
   - Executive Inn & Office Building, St. Louis
   - Holiday Inn, St. Louis
   - Howard Johnson Hotel, St. Louis
   - Hotel-Proposed, Unity Village
   - Holiday Inn, Wendtzville

  Montana
   - Sheraton Hotel, Billings
   - Super 8, Billings
   - Super 8, Great Falls
   - Super 8, Helena
   - Super 8, Kalispell
   - Holiday Inn, Missoula
   - Red Lion Inn, Missoula

  Nebraska
   - Holiday Inn, Kearney
   - Best Western Airport Inn, Lincoln
   - Holiday Inn-Airport, Lincoln
   - Holiday Inn-Northeast, Lincoln
   - Howard Johnson, North Platte
   - Marriott Hotel, Omaha
   - Ramada Inn, Omaha
   - Red Lion Inn, Omaha

  Nevada
   - Lake Mead Resort, Boulder City
   - Ormsby House Hotel and Casino, Carson City
   - Super 8, Carson City
   - Doubletree Hotel and Resort, Cathedral City
   - Best Western Motel - Proposed, Jackpot
   - Airport Inn, Las Vegas
   - Aladdin Hotel and Casino, Las Vegas
   - Alexis Park Resort Hotel, Las Vegas
   - Casino Hotel-Proposed, Las Vegas
   - Courtyard by Marriott, Las Vegas
   - El Rancho Hotel and Casino, Las Vegas
   - Hotel and Casino-Proposed, Las Vegas
   - Jockey Club Hotel and Casino, Las Vegas
   - La Quinta Hotel, Las Vegas
   - Paradise Resort, Las Vegas
   - Residence Inn, Las Vegas
   - Silverbird Casino, Las Vegas
   - Super 8-Proposed, Las Vegas
   - The Mirage, Las Vegas
   - Tropicana Travelodge, Las Vegas
   - Westward Ho Casino, Las Vegas
   - Echo Bay Resort, Overton
   - Holiday Inn, Reno
   - La Quinta Hotel, Reno
   - Quality Inn and Casino, Reno
   - Red Lion Hotel-Proposed, Reno

  New Hampshire
   - Sheraton Wayfarer, Bedford
   - Hampton Inn, Bow
   - Mount Washington Resort, Bretton Woods
   - Balsams Hotel, Dixville Notch
   - Sheraton Inn-Lamie's Tavern, Hampton
   - Woodbound Inn, Jaffrey
   - Brickyard Mountain Inn, Laconia
   - Loon Mountain Hotel, Lincoln
   - Appleton Inns, Manchester
   - Holiday Inn Center, Manchester
   - Sheraton Wayfarer, Manchester
   - Susse Chalet, Manchester
   - Clarion Somerset Hotel, Nashua
   - Hotel-Proposed, Nashua
   - Tara Sheraton Nashua, Nashua
   - Wentworth by the Sea, Newcastle
   - Susse Chalet, Portsmouth
   - Wentworth-by-the-Sea, Portsmouth
   - Salem Inn, Salem
   - Susse Chalet, Salem
   - Landmarc Lodge-East, Waterville Valley
   - Landmarc Lodge-West, Waterville Valley
   - Silver Squirrel Inn, Waterville Valley
   - Snowy Owl Inn, Waterville Valley
   - Chalet Susse International, Inc., Wilton

  New Jersey
   - Marriott Seaview Golf Resort, Abescon
   - Howard Johnson Hotel, Absecon
   - Seaview Country Club, Absecon
   - Berkeley Carteret Hotel, Asbury Park
   - Caesar's Hotel and Casino, Atlantic City
   - Casino Hotel-Proposed, Atlantic City
   - Deauville Hotel, Atlantic City
   - Diplomat Hotel, Atlantic City
   - Hampton Inn, Atlantic City
   - Harrah's Marina Hotel Casino, Atlantic City
   - Lafayette Hotel, Atlantic City
   - Resorts Int'l Hotel and Casino, Atlantic City
   - Royal Inn, Atlantic City
   - Sands Hotel and Casino, Atlantic City
   - Traymore Hotel Site, Atlantic City
   - Tropicana Hotel and Casino, Atlantic City
   - World International Hotel, Atlantic City
   - Bernards Inn, Bernardsville
   - Hotel-Proposed, Bridgewater
   - Proposed Hotel, Camden
   - Cherry Hill Hyatt, Cherry Hill
   - Cherry Hill Inn, Cherry Hill
   - Ramada Inn, Clifton
   - Comfort Suites, E. Rutherford
   - Ramada Renaissance, East Brunswick
   - Sheraton Inn, East Brunswick
   - Sheraton - Per Diem, East Rutherford
   - Holiday Inn-Raritan Center, Edison
   - Hotel-Proposed, Edison
   - Ramada Inn, Edison
   - Best Western Hotel, Egg Harbor Township
   - Newark Airport Vista Hotel, Elizabeth
   - Ramada Inn-Proposed, Elizabeth
   - Sheraton Inn, Elizabeth
   - Marriott Suite Hotel-Proposed, Elmwood Park
   - Howard Johnson, Englewood
   - Conference Center, Farleigh Dickinson
   - Motel-Proposed, Flemington
   - Hamilton Park Conference Center, Florham Park
   - Courtesy Motel, Fort Lee
   - Ramada Inn-Proposed, Franklin Township
   - Playboy Resort, Great Gorge
   - Marriott Hotel, Hanover
   - Sheraton Hotel, Hasbrouck Heights
   - Holiday Inn, Jamesburg
   - Restaurant at Port Liberte, Jersey City
   - Harrogate Senior Living Facility, Lakewood
   - Courtyard by Marriott, Lincroft
   - Hotel-Proposed, Long Branch
   - Comfort Inn, Mahwah
   - Courtyard by Marriott, Mahwah
   - Residence Inn-Proposed, Mahwah
   - Economy Lodge - Proposed, Meadowlands
   - Holiday Inn, Meadowlands
   - Hotel-Proposed, Meadowlands
   - Meadowlands Hilton, Meadowlands
   - Sheraton Hotel, Meadowlands
   - Forsgate Conference Center, Monroe Township
   - Conference Center, Morristown
   - Governor Morris Inn, Morristown
   - Headquarters Plaza Hotel, Morristown
   - Pleasantville Farms Conference Cent, Morristown
   - Howard Johnson Lodge, Mount Holly
   - Courtyard by Marriott, Mount Laurel
   - Hilton, Mount Laurel
   - Days Hotel, New Brunswick
   - Hyatt Hotel, New Brunswick
   - Rennaisance Hotel, New Brunswick
   - Residence Inn - Princeton, New Jersey
   - Airport Hotel-Proposed, Newark
   - Courtyard by Marriott-Airport, Newark
   - Holiday Inn, Newark
   - Holiday Inn-Airport North, Newark
   - Hotel-Proposed, Newark
   - Howard Johnson Hotel, Newark
   - Days Inn, North Bergen
   - Holiday Inn, North Brunswick
   - Port-O-Call, Ocean City
   - Sting Ray Motel, Ocean City
   - Hotel-Proposed, Ocean Grove
   - Spray View Hotel, Ocean Grove
   - Macy Hotel-Proposed, Paramus
   - Red Carpet Inn, Paramus
   - Residence Inn-Proposed, Paramus
   - Marriott Hotel-Proposed, Park Ridge
   - Embassy Suites, Parsippany
   - Hilton, Parsippany
   - Residence Inn-Proposed, Parsippany
   - Howard Johnson, Phillipsburg
   - Hotel-Proposed, Piscataway
   - Residence Inn-Proposed, Piscataway
   - Compri Hotel-Proposed, Princeton
   - Hyatt Regency, Princeton
   - Marriott Hotel, Princeton
   - Omni Nassau Inn, Princeton
   - Treadway Inn, Princeton
   - Howard Johnson, Ridgefield Park
   - Hotel-Proposed, Rockleigh
   - Hotel-Proposed, Roxbury Township
   - Ramada Inn, Runnemede
   - Howard Johnson, Saddle Brook
   - Marriott Hotel, Saddle Brook
   - Days Inn, Secaucus
   - Howard Johnson, Secaucus
   - Ramada Inn, Secaucus
   - Hilton At Short Hills, Short Hills
   - Pier 4 Motel, Somers Point
   - Garden State Convention Center, Somerset
   - Holiday Inn, Somerset
   - Marriott Hotel, Somerset
   - Neighborhood Suites-Proposed, Somerset
   - Sommerset Plaza Hotel, Somerset
   - Summerfield Suites Hotel, Sommerset
   - Hewitt Wellington Hotel, Spring Lake
   - Hotel-Proposed, Spring Lake
   - Loews Glenpointe Hotel, Teaneck
   - Appleton Inn, Tinton Falls
   - Envoy Inn, Tinton Falls
   - Hilton Inn, Tinton Falls
   - Residence Inn, Tinton Falls
   - Sunrise Suite Hotel, Tinton Falls
   - Hotel-Proposed, Toms River
   - Hotel-Proposed, Turnersville
   - Hotel-Proposed, Wayne
   - Howard Johnson-Proposed, Wayne
   - Holiday Inn, Wildwood Crest
   - Motel, Wrightstown

  New Mexico
   - Compri Hotel-Proposed, Albuquerque
   - Courtyard by Marriott-Airport, Albuquerque
   - Fairfield Inn-Proposed, Albuquerque
   - Hampton Inn, Albuquerque
   - Hilton Hotel, Albuquerque
   - Holiday Inn, Albuquerque
   - Marriott Hotel, Albuquerque
   - Radisson Suite Hotel-Proposed, Albuquerque
   - Residence Inn, Albuquerque
   - Rodeway Inn, Albuquerque
   - Winrock Motor Inn, Albuquerque
   - La Quinta Inn, Albuquerque - Airport
   - Corkin's Lodge, Chama
   - La Quinta Inn, Farmington
   - Hilton, Las Cruces
   - Las Cruces Hilton, Las Cruces
   - Super 8, Las Cruces
   - Ski Rio Ski Resort, Miracle Mountain
   - Super 8, Raton
   - Young's Ranch, Red River
   - Eldorado Hotel, Santa Fe
   - Homewood Suites Hotel, Santa Fe
   - Hotel-Proposed, Santa Fe
   - Inn at Loretto, Santa Fe
   - Inn on the Alameda, Santa Fe
   - La Fonda Hotel, Santa Fe
   - La Quinta Hotel, Santa Fe
   - Residence Inn, Santa Fe
   - Santa Fe Motel, Santa Fe
   - Sheraton de Santa Fe, Santa Fe

  New York
   - Americana Inn, Albany
   - Desmond Hotel, Albany
   - Hilton Hotel, Albany
   - Marriott Hotel, Albany
   - Sheraton Inn, Albany
   - Susse Chalet, Albany
   - VIP Motor Lodge (Howard Johnson), Albany
   - Embassy Suites-Proposed, Amherst
   - Holiday Inn, Amherst
   - Annandale Inn-Proposed, Annandale
   - Wampus Inn-Proposed, Armonk
   - Treadway Inn, Batavia
   - Hampton Inn, Binghamton
   - Holiday Inn-Arena, Binghamton
   - Holiday Inn-SUNY, Binghamton
   - Hotel-Proposed, Binghamton
   - Howard Johnson, Binghamton
   - Residence Inn, Binghamton
   - Sheraton Inn, Binghamton
   - Eden Motel, Bronx
   - Days Inn-Proposed, Brookhaven
   - Residence Inn, Brookhaven
   - Brooklyn Hotel-Proposed, Brooklyn
   - Hilton Hotel, Brooklyn
   - Airport Hotel-Proposed, Buffalo
   - Buffalo Hotel, Buffalo
   - Days Hotel-Proposed, Buffalo
   - Hilton Hotel, Buffalo
   - Holiday Inn - Midtown, Buffalo
   - Hyatt Hotel, Buffalo
   - Hyatt Regency Hotel & Retail Area, Buffalo
   - Radisson Hotel, Buffalo
   - Ramada Inn-Airport, Buffalo
   - Ramada Renaissance Hotel, Buffalo
   - Residence Inn-Proposed, Buffalo
   - Sheraton Hotel, Buffalo
   - Sheraton Inn Buffalo East, Buffalo
   - Sheraton Inn-Airport, Buffalo
   - Sheraton Inn, Canadaiqua
   - Airway Motel, Cheektowaga
   - Holiday Inn - Airport, Cheektowaga
   - Holiday Inn - Gateway, Cheektowaga
   - Quality Inn, Cheektowaga
   - Sheraton Buffalo, Cheektowga
   - Steeplechase Park-Proposed, Coney Island
   - Hilton Inn, Corning
   - Resort/Conference Center-Proposed, Cornwall
   - Holiday Inn, Cortland
   - Roycroft Inn, East Aurora
   - Hotel-Proposed, East Elmhurst
   - Susse Chalet, East Greenbush
   - Nevele Hotel, Ellenville
   - Int'l Conf./Learning Center-Propose, Ellis Island
   - Days Inn, Elmsford
   - Howard Johnson, Elmsford
   - Neighborhood Suites Hotel-Proposed, Fishkill
   - Residence Inn, Fishkill
   - Metropole Hotel, Flushing
   - Midway Hotel, Flushing
   - Sheraton - Proposed, Flushing Center
   - Hotel-Proposed, Garden City
   - Wyndham Condominium, Garden City
   - Harrison Conference Center, Glen Clove
   - Great Neck Hotel, Great Neck
   - Comfort Inn, Greece
   - Holiday Inn-Proposed, Greece
   - Tamarack Lodge, Greenfield Park
   - Claudio's Restaurant, Greenport
   - Colonie Hill, Hauppauge
   - Holiday Inn, Hauppauge
   - Marriott Wind Watch Hotel & Golf, Hauppauge
   - Marriott Windwatch, Hauppauge
   - Ramada Inn, Hauppauge
   - Residence Inn, Hauppauge
   - Homewood Suites-Proposed, Henrietta
   - Howard Johnson, Huntington
   - Huntington Townhouse, Huntington
   - Hampton Inn, Islandia
   - Marriott Wind Watch, Islandia
   - Hotel-Proposed, Islip
   - Howard Johnson Hotel, Ithaca
   - Ramada Inn, Ithaca
   - Sheraton Inn, Ithaca
   - JFK Hilton, Jamaica
   - Howard Johnson, Kingston
   - Ramada Inn, Kingston
   - Omni Sagamore, Lake George
   - Ramada Inn, Lake George
   - Former Lake Placid Club Hotel, Lake Placid
   - Hilton Hotel, Lake Placid
   - Mirror Lake Inn, Lake Placid
   - Holiday Inn, Latham
   - Howard Johnson, Latham
   - Howard Johnson, Liberty
   - The New Brown's Resort, Loch Sheldrake
   - Convention Center - Proposed, Long Island
   - Eastern Nassau/W. Suffolk Hotel, Long Island
   - Hyatt Hotel-Proposed, Long Island
   - Motel-Proposed, Lynbrook
   - Crowne Plaza Hotel, Manhattan
   - Hotel Mark, Manhattan
   - Proposed Economy Hotel, Manhattan
   - Sugar Maples Resort, Maplecrest
   - Hotel-Proposed, Middletown
   - Howard Johnson, Middletown
   - Montauk Yacht Club and Inn, Montauk
   - Kutsher's Resort, Monticello
   - Motel-Proposed, Nanuet
   - Wallkill Valley Inn Project, New Paltz
   - Hotel-Proposed, New Rochelle
   - Le Richmond Hotel, New Rochelle
   - Ramada Plaza Inn and Offices, New Rochelle
   - Sheraton Inn, New Rochelle
   - Aberdeen Hotel, New York
   - American Youth Hostel, New York
   - Americana Hotel, New York
   - Ashley Hotel, New York
   - Astor House-Proposed, New York
   - Barbizon Plaza Hotel, New York
   - Barclay Hotel, New York
   - Battery Park City Hotel-Proposed, New York
   - Berkshire Place, New York
   - Best Western Woodward Hotel, New York
   - Biltmore Hotel, New York
   - Broadway Crowne Plaza, New York
   - Carlton House Hotel, New York
   - Century Paramount Hotel, New York
   - Chatwal Inn, New York
   - Chatwal Inn on 45th Street, New York
   - Chatwal Inn on Park Avenue, New York
   - Chinatown Hotel-Proposed, New York
   - Courtyard by Marriott-Proposed, New York
   - Custom's House, New York
   - Days Inn, New York
   - Days Inn-West 57th Street, New York
   - Doral Inn, New York
   - Dover Hotel, New York
   - Downtown Athletic Club, New York
   - Downtown Conference Center, New York
   - Drake Hotel, New York
   - Econo Lodge-Proposed, New York
   - El Rio Grande, New York
   - Embassy Suites-Times Square-Propose, New York
   - Empire Hotel, New York
   - Essex House, New York
   - Executive Hotel, New York
   - Giordano Hotel, New York
   - Gorham Hotel, New York
   - Grand Bay at Equitable Center, New York
   - Grand Hyatt Hotel, New York
   - Greenwich Street Hotel, New York
   - Halloran House, New York
   - Hampton House, New York
   - Harley Hotel, New York
   - Helmsley Hotel, New York
   - Hilton Hotel, New York
   - Hilton Hotel-Statler, New York
   - Holiday Inn, New York
   - Holiday Inn Crowne Plaza-Broadway, New York
   - Holiday Inn Crowne Plaza-Manhattan, New York
   - Holland Hotel, New York
   - Hotel Intercontinental, New York
   - Hotel Pierre, New York
   - Hotel-1926 Broadway-Proposed, New York
   - Hotel-East 57th Street-Proposed, New York
   - Hotel-Proposed, New York
   - Hotel-Tenth Avenue-Proposed, New York
   - Howard Hotel, New York
   - Howard Johnson, New York
   - Journey's Court Hotel-Proposed, New York
   - Journey's End, New York
   - Kalikow Hotel-Proposed, New York
   - Kennedy Inn, New York
   - Lancaster Hotel, New York
   - Le Meridien Liberty New York, New York
   - Lowell Hotel, New York
   - Luxury Hotel-Proposed, New York
   - Macklowe Hotel, New York
   - Madison Towers Hotel, New York
   - Manger Windsor Hotel, New York
   - Mark Hotel, New York
   - Marriott East Side, New York
   - Marriott Financial Center, New York
   - Marriott Hotel-Proposed, New York
   - Marriott Marquis, New York
   - Martinique Hotel, New York
   - Mayfair Regent, New York
   - Milford Plaza Hotel, New York
   - Millennium Hotel, New York
   - Navarro Hotel, New York
   - Nova Park-Gotham, New York
   - Novotel, New York
   - Omni Berkshire Place, New York
   - Omni Park Central, New York
   - Parc Fifty One Hotel, New York
   - Parker Meridien Hotel, New York
   - Peninsula Hotel, New York
   - Penta Hotel, New York
   - Piccadilly Hotel, New York
   - Plaza Hotel, New York
   - President Hotel, New York
   - Prince George Hotel, New York
   - Prince Street Hotel-Proposed, New York
   - Proposed Hotel and Apartments, New York
   - Proposed Luxury Hotel-Proposed, New York
   - Quality Inn, New York
   - Quality Suites, New York
   - Ramada Inn, New York
   - Regent Hotel-Proposed, New York
   - Regent of New York-Proposed, New York
   - Ritz-Carlton, New York
   - Roger Smith Winthrop Hotel, New York
   - Roosevelt Hotel, New York
   - Russian Tea Room, New York
   - Sheraton Hotel, New York
   - Sheraton Motor Inn, New York
   - Sheraton Park Avenue, New York
   - Soho Hotel-Proposed, New York
   - St. Moritz Hotel, New York
   - St. Regis, New York
   - Stanhope, New York
   - Sutton Place Hotel, New York
   - Taft Hotel, New York
   - Tenth Avenue Hotels-Proposed, New York
   - The Pierre Hotel, New York
   - The Plaza Athenee, New York
   - Times Square Hotel-Proposed, New York
   - Timeshare-Proposed, New York
   - Travel Inn, New York
   - Tudor Hotel, New York
   - UN Plaza Suite Hotel-Proposed, New York
   - Vista International, New York
   - Waldorf=Astoria Hotel, New York
   - Warwick Hotel, New York
   - Westbury Hotel, New York
   - Westin Plaza Hotel, New York
   - Woodward Hotel-Proposed, New York
   - York Club, New York
   - Howard Johnson Motel & Restaurant, Newburgh
   - Ramada Inn, Newburgh
   - Hilton Hotel, Niagara Falls
   - Howard Johnson, Norwich
   - Hotel-Proposed, Orangetown
   - Hudson Valley Conference Center, Ossining
   - Sheraton Inn, Ossining
   - Hotel-Proposed, Oswego
   - Best Western, Painted Post
   - Lodge on the Green, Painted Post
   - Residence Inn - Proposed, Parsippany
   - Senior Living - Proposed, Pearl River
   - Drum Hill Hotel, Peekskill
   - Holiday Inn, Plainview
   - Howard Johnson, Plainview
   - Pickwick Motor Inn, Plainview
   - Residence Inn, Plainview
   - Holiday Inn, Plattsburgh
   - Motel-Proposed, Port Jefferson
   - Comfort Inn-Proposed, Poughkeepsie
   - Courtyard by Marriott, Poughkeepsie
   - Radison Hotel, Poughkeepsie
   - Wyndham Hotel, Poughkeepsie
   - Best Western-LaGuardia Airport, Queens
   - Crown Motel, Queens
   - Crowne Plaza-LaGuardia Airport, Queens
   - Days Inn-LaGuardia Airport, Queens
   - Executive Inn, Queens
   - Hilton Inn-LaGuardia Airport, Queens
   - Hilton-JFK Airport, Queens
   - Holiday Inn-JFK Airport, Queens
   - Holiday Inn-LaGuardia Airport, Queens
   - Howard Johnson, Queens
   - Jade East Motel, Queens
   - JFK Plaza Hotel, Queens
   - Marriott Hotel-JFK Airport, Queens
   - Marriott-LaGuardia Airport, Queens
   - Metropole Hotel, Queens
   - Midway Hotel, Queens
   - Riviera Hotel, Queens
   - Royce Hotel-LaGuardia Airport, Queens
   - Sheraton-LaGuardia East-Proposed, Queens
   - Adria Hotel, Queens (Bayside)
   - Holiday Inn, Riverhead
   - Riverhead Motor Hotel, Riverhead
   - Americana Hotel, Rochester
   - Courtyard by Marriott-Wrighton, Rochester
   - Days Hotel (former Holiday Inn), Rochester
   - Hilton-Campus, Rochester
   - Holiday Inn, Rochester
   - Hotel-Proposed (former St. Bernard), Rochester
   - Hyatt Hotel, Rochester
   - Lodge at Woodcliff, Rochester
   - Omni Suites Hotel, Rochester
   - Residence Inn, Rochester
   - Sheraton Inn, Rochester
   - Stouffer Hotel, Rochester
   - Town House Inn, Rochester
   - Limited Service Hotel-Proposed, Rome
   - Hotel - Proposed, Roslyn
   - Roslyn Country Club, Roslyn
   - Courtyard by Marriott, Rye
   - Le Richemonde Hotel, Ryebrook
   - Baron's Cove Inn, Sag Harbor
   - Holiday Inn, Saratoga
   - Hotel-Proposed, Saratoga Springs
   - Howard Johnson, Saugerties
   - Holiday Inn, Schenectady
   - Ramada Inn, Schenectady
   - Dering Harbor Inn, Shelter Island
   - Crowne Plaza-Proposed, Smithtown
   - Howard Johnson, Smithtown
   - Sheraton, Smithtown
   - Raleigh Hotel, South Fallsburg
   - Hotel-Proposed, Southhold
   - Susse Chalet, Spring Valley
   - Executive Motor Inn, Springfield Gardens
   - Staten Island Hotel, Staten Island
   - Imperial Htl/Stevensville Golf Crs., Stevensville
   - Holiday Inn, Suffern
   - Motel on the Mountain, Suffern
   - Browns Hotel, Sullivan County
   - Imperial Hotel, Sullivan County
   - The New Brown's Resort, Sullivan County
   - Courtyard by Marriott, Syracuse
   - Embassy Suites, Syracuse
   - Hampton Inn, Syracuse
   - Hilton Inn, Syracuse
   - Holiday Inn-Downtown, Syracuse
   - Holiday Inn-Exit 35, Syracuse
   - Holiday Inn-Exit 36, Syracuse
   - Holiday Inn-Exit 39, Syracuse
   - Holiday Inn-I-90, Syracuse
   - Homewood Suites Hotel-Proposed, Syracuse
   - Hotel Syracuse, Syracuse
   - Hotel-Proposed, Syracuse
   - Marriott Hotel, Syracuse
   - Residence Inn-Proposed, Syracuse
   - Sheraton University Inn & Conf.Ctr., Syracuse
   - Treadway Inn, Syracuse
   - Courtyard by Marriott, Tarrytown
   - Tarrytown House Conference Center, Tarrytown
   - Westchester Marriott, Tarrytown
   - Embassy Suites - Proposed, Times Square, New York
   - Marriott Hotel, Uniondale
   - Sheraton Nassau Hotel, Uniondale
   - Howard Johnson Hotel, Utica
   - Howard Johnson, Vestal
   - Hotel-Proposed, Watertown
   - Convention Hotel-Proposed, Westbury
   - Dalts Restaurant, Westbury
   - Howard Johnson, Westbury
   - Marriott Hotel, Westchester
   - Inn-Proposed, Westhampton
   - Crowne Plaza, White Plains
   - Hotel-Proposed, White Plains
   - Howard Johnson, White Plains
   - Roger Smith Hotel, White Plains
   - Stouffer Westchester Hotel, White Plains
   - White Plains Hotel, White Plains
   - Anton Meadows, Yaphank
   - Quality Suites, Yorktown
   - Yorktown Motor Lodge, Yorktown Heights

  North Carolina
   - Days Inn - Central, Asheville
   - Holiday Inn - Airport, Asheville
   - Holiday Inn - Tunnel, Asheville
   - Inn on the Plaza, Asheville
   - Sheraton Inn, Asheville
   - Days Inn, Ashville
   - Masters Economy Inn - Rocky Mount, Battlebro
   - Days Inn, Blowing Rock
   - All-Suite Hotel-Proposed, Boone
   - Residence Inn-Proposed, Cary
   - Carolina Inn, Chapel Hill
   - Hilton-Proposed, Chapel Hill
   - Charlotte Registry Hotel-Per Diem, Charlotte
   - Compri Hotel-Proposed, Charlotte
   - Courtyard by Marriott, Charlotte
   - Days Inn, Charlotte
   - Days Inn-Uptown, Charlotte
   - Fairfield Inn, Charlotte
   - Howard Johnson, Charlotte
   - Howard Johnson Lodge, Charlotte
   - Knights Inn, Charlotte
   - Manger Motor Inn, Charlotte
   - Marriott City Center, Charlotte
   - Marriott Hotel-Independence Center, Charlotte
   - Masters Economy Inn - Charlotte No, Charlotte
   - Masters Economy Inn - Merchandise, Charlotte
   - Queen City Motel, Charlotte
   - Residence Inn, Charlotte
   - Residence Inn-North, Charlotte
   - Resistry Hotel, Charlotte
   - Royce Suite Hotel, Charlotte
   - Sheraton Inn, Charlotte
   - Conference Center, Clemmons
   - Sheraton Motel, Dunn
   - Best Western, Durham
   - Cricket Inn, Durham
   - Days Inn, Durham
   - Dutch Village Inn, Durham
   - Fairfield Inn, Durham
   - Holiday Inn-West, Durham
   - Motel 6, Durham
   - Sheraton-University Center, Durham
   - The Duke Inn, Durham
   - Days Inn, Fayetteville
   - Fairfield Inn, Fayetteville
   - Holiday Inn, Fayetteville
   - Hotel-Proposed, Fayetteville
   - Knights Inn, Fayetteville
   - Goldsboro Motel, Goldsboro
   - Courtyard by Marriott, Greensboro
   - Days Inn, Greensboro
   - Embassy Suites, Greensboro
   - Fairfield Inn, Greensboro
   - Hilton, Greensboro
   - Marriott Hotel, Greensboro
   - Residence Inn, Greensboro
   - Sheraton Greensboro, Greensboro
   - Hotel-Proposed, Greenville
   - Radisson Hotel, High Point
   - Days Inn, Lumberton
   - Maggie Valley Country Club, Maggie Valley
   - Courtyard by Marriott, Raleigh
   - Fairfield Inn, Raleigh
   - Hampton Inn, Raleigh
   - Hilton, Raleigh
   - Holiday Inn-Downtown, Raleigh
   - Marriott Hotel-RTP, Raleigh
   - Raleigh Radisson, Raleigh
   - Residence Inn, Raleigh
   - Holiday Inn - Airport, Research Triangle Park
   - Howard Johnson, Roanoke Rapids
   - Sheraton Inn, Rocky Mount
   - Days Inn, Rocky Mountain
   - Fairfield Inn, Rocky Mountain
   - Motel 6, Rocky Mountain
   - Days Inn, Rowland
   - Sheraton Motel, Selma
   - Masters Economy Inn, Smithfield
   - Holiday Inn, Southern Pines
   - Fairfield Inn, Wilmington
   - Hilton, Winston/Salem
   - Holiday Inn, Winston/Salem
   - Winston Plaza Hotel, Winston/Salem

  North Dakota
   - Holiday Inn, Bismark
   - Radisson Inn, Bismark
   - Super 8, Bismark
   - Ramada Hotel, Fargo
   - Ramada Inn-Proposed, Fargo
   - Super 8, Grand Forks
   - Super 8, Minot

  Ohio
   - Holiday Inn-Cascade, Akron
   - Ramada Inn, Akron
   - Residence Inn, Akron
   - Aurora Inn and Pine Lake Trout Club, Aurora
   - Sheraton Inn, Aurora
   - Woodlands Inn, Aurora
   - Courtyard by Marriott, Blue Ash
   - Embassy Suites, Blue Ash
   - Residence Inn-Proposed, Blue Ash
   - Best Western, Cambridge
   - Days Inn, Cambridge
   - Hilton Hotel, Canton
   - Super 8, Canton
   - Best Western Northeast, Cincinnati
   - Carousel Inn, Cincinnati
   - Cincinnati Hotel, Cincinnati
   - Clarion Hotel, Cincinnati
   - Days Inn, Cincinnati
   - Embassy Suites-Proposed, Cincinnati
   - Holiday Inn-Downtown, Cincinnati
   - Holiday Inn-Eastgate, Cincinnati
   - Holiday Inn-Northeast, Cincinnati
   - Holiday Inn-Riverfront, Cincinnati
   - Holiday Inn-South, Cincinnati
   - Hotel-Airport-Proposed, Cincinnati
   - Howard Johnson, Cincinnati
   - Hyatt, Cincinnati
   - Knights Inn, Cincinnati
   - KOA Campground, Cincinnati
   - Marriott Inn, Cincinnati
   - Netherland Hilton, Cincinnati
   - Omni Netherland Plaza, Cincinnati
   - Proposed Hotel, Cincinnati
   - Radisson Inn, Cincinnati
   - Ramada Inn, Cincinnati
   - Residence Inn, Cincinnati
   - Residence Inn-North, Cincinnati
   - Sheraton Inn-Proposed, Cincinnati
   - Treadway Inn, Cincinnati
   - Vernon Manor, Cincinnati
   - AmeriSuite Hotel-Proposed, Cleveland
   - Downtown Hotel-Proposed, Cleveland
   - Fairfield Inn-Brook Park, Cleveland
   - Fairfield Inn-West, Cleveland
   - Holiday Inn-Airport, Cleveland
   - Holiday Inn-Lakeside, Cleveland
   - Hyatt Hotel-Proposed, Cleveland
   - Marriott Hotel, Cleveland
   - Sheraton City Center, Cleveland
   - Sheraton Hopkins, Cleveland
   - AmeriSuite - Proposed, Columbus
   - Embassy Suites, Columbus
   - Fairfield Inn-North, Columbus
   - Fairfield Inn-West, Columbus
   - Hilton Inn, Columbus
   - Holiday Inn-Airport, Columbus
   - Holiday Inn-City Center, Columbus
   - Holiday Inn-Worthington, Columbus
   - Hotel-Proposed, Columbus
   - Howard Johnson Hotel, Columbus
   - Howard Johnson-East, Columbus
   - Howard Johnson-West, Columbus
   - Knights Inn-West, Columbus
   - Marriott Hotel, Columbus
   - Nationwide Hotel, Columbus
   - Residence Inn-North, Columbus
   - Sheraton Plaza Hotel, Columbus
   - Sheraton-North, Columbus
   - Union Plaza Hotel-Steeplechase, Columbus
   - University Inn, Columbus
   - Woodfin Hotel, Columbus
   - Courtyard by Marriott, Crosswoods
   - Courtyard by Marriott, Dayton
   - Daytonian Hilton, Dayton
   - Fairfield Inn, Dayton
   - Hope Hotel & Conference Center, Dayton
   - Knights Inn-North, Dayton
   - Marriott Hotel, Dayton
   - Motel 6, Dayton
   - Ramada Inn, Dayton
   - Residence Inn-North, Dayton
   - Residence Inn By Marriott, Dayton South
   - Courtyard by Marriott, Dublin
   - Woodfin Suites, Dublin
   - East Liverpool Motor Lodge, East Liverpool
   - Howard Johnson, Euclid
   - Ramada Inn, Fairlawn
   - Hampton Inn, Independence
   - Howard Johnson, Lima
   - Ramada Inn, Lima
   - Best Western, Mansfield
   - Holiday Inn, Marietta
   - Lafayette Hotel, Marietta
   - Holiday Inn, Middletown
   - Howard Johnson, Middletown
   - Regal 8 Inn, Middletown
   - Sheraton-Proposed, Milford
   - Super 8, Montrose
   - Ramada Inn, Sandusky
   - Days Inn, Sharonville
   - Holiday Inn-Cincinnati North, Sharonville
   - Super 8, St. Clairsville
   - Holiday Inn, Strongsville
   - Balhalla Hotel, Toledo
   - Courtyard by Marriott, Toledo
   - Fairfield Inn-Airport, Toledo
   - Hilton at the Medical College, Toledo
   - Hilton Hotel, Toledo
   - Holiday Inn, Toledo
   - Knights Inn-West, Toledo
   - Marriott Portside Hotel, Toledo
   - Radisson Hotel, Toledo
   - Sofitel, Toledo
   - Hampton Inn-Proposed, Wickliffe
   - Holiday Inn, Youngstown
   - Hotel-Proposed, Youngstown
   - Sheraton-Proposed, Youngstown

  Oklahoma
   - Fountainhead Resort, Mcintosh County
   - Residence at the Trails Inn, Norman
   - Suit Hotel, Norman
   - Courtyard by Marriott, Oklahoma City
   - Embassy Suites, Oklahoma City
   - Holiday Inn, Oklahoma City
   - Lexington Hotel Suites, Oklahoma City
   - Lincoln Plaza Hotel, Oklahoma City
   - Marriott Hotel, Oklahoma City
   - Meridien Plaza, Oklahoma City
   - Sheraton Hotel, Oklahoma City
   - Arrowhead Resort, Pittsburgh County
   - Camelot Hotel, Tulsa
   - Doubletree Hotel, Tulsa
   - Former Holiday Inn, Tulsa
   - Former Holiday Inn-Downtown, Tulsa
   - Holiday Inn, Tulsa
   - Holiday Inn-Convention Center, Tulsa
   - La Quinta Inn, Tulsa
   - Marriott Hotel, Tulsa
   - Mayo Hotel, Tulsa
   - Residence Inn, Tulsa
   - Westin Hotel, Tulsa

  Oregon
   - Inn At Face Rock, Bandon
   - Courtyard by Marriott, Beaverton
   - Red Lion Motel, Bend
   - Sunriver Lodge and Resort, Bend
   - Econolodge Motel, Eugene
   - Valley River Inn, Eugene
   - Residence Inn Portland-South, Lake Oswego
   - Big Creek Resort-US Highway 101, Lane County
   - Embassy Suites, Portland
   - Holiday Inn Crowne Plaza - Proposed, Portland
   - Holiday Inn-Airport, Portland
   - Holiday Inn-South, Portland
   - Proposed Sheraton Suites, Portland
   - Red Lion - Jantzen Beach, Portland
   - Red Lion Inn-Lloyd Center, Portland
   - Red Lion Inn-Portland Center, Portland
   - Residence Inn - Proposed, Portland
   - Vintage Plaza Hotel, Portland
   - Wells Building, Portland
   - Execulodge Motel, Salem
   - Oregon Capital Inn, Salem
   - Springfield Red Lion Inn, Springfield
   - Sunriver Resort, Sunriver

  Pennsylvania
   - Allentown Hilton Hotel, Allentown
   - Holiday Inn, Allentown
   - Proposed Microtel, Allentown
   - Quality Inn, Allentown
   - Bedford Springs Hotel, Bedford
   - Compri Hotel-Proposed, Bensalem
   - Days Inn-Proposed, Bensalem
   - Holiday Inn, Bensalem
   - Residence Inn By Marriott, Berwyn
   - Econolodge, Bristol
   - Days Inn, Brookville
   - Buck Hill Falls Inn, Buck Hill Falls
   - Howard Johnson, Butler
   - Holiday Inn, Chambersburg
   - Days Inn, Clarion
   - Embassy Suites, Coraopolis
   - Hydeholde Country House-Proposed, Coraopolis
   - Days Inn, Danville
   - Holiday Inn, Dubois
   - Lafayette Inn-Proposed, Easton
   - Howard Johnson Hotel, Erie
   - Ramada Inn, Erie
   - Holiday Inn, Essington
   - Quality Suites-Proposed, Essington
   - Super 8-Proposed, Essington
   - Howard Johnson, Gibsonia
   - Compri Hotel-Proposed, Harrisburg
   - Holiday Inn, Harrisburg
   - Marriott Hotel, Harrisburg
   - Penn Harris Inn, Harrisburg
   - Sheraton Inn, Harrisburg
   - Super 8-Proposed, Harrisburg
   - Holiday Inn, Hazleton
   - Super 8-Proposed, Hazleton
   - Plaza Valley Forge Hotel, King of Prussia
   - Radisson Hotel, King of Prussia
   - Sheraton Hotel, King of Prussia
   - Valley Forge Complex, King of Prussia
   - Valley Forge Hilton, King of Prussia
   - Motel-Proposed, Lake Ariel
   - Days Inn, Lancaster
   - Holiday Inn-Route 30E, Lancaster
   - Holiday Inn-Route 501, Lancaster
   - Sheraton Lancaster Golf Resort, Lancaster
   - Super 8-Proposed, Lancaster
   - Holiday Inn, Lionville
   - Hilton-Great Valley, Malvern
   - Summerfield Suite-Proposed, Malvern
   - Days Inn, Meadville
   - Hilton Inn, Monroeville
   - Holiday Inn-West, Monroeville
   - Economy Hotel, Montgomery Township
   - Holiday Inn, New Hope
   - Treadway Inn, Newport
   - Residence Inn-Proposed, Paoli
   - Conference Center-Proposed, Penn State
   - Barclay Hotel, Philadelphia
   - Bellevue, Philadelphia
   - Courtyard by Marriott-Devon, Philadelphia
   - Courtyard-Willow Grove, Philadelphia
   - Days Inn-Airport, Philadelphia
   - Econo Lodge-Franklin Towne, Philadelphia
   - Essex Hotel, Philadelphia
   - Franklin Motor Inn, Philadelphia
   - Franklin Plaza Hotel, Philadelphia
   - Guest Quarters Hotel, Philadelphia
   - Hampton Inn-Proposed, Philadelphia
   - Health Club-Proposed, Philadelphia
   - Hilton Inn, Philadelphia
   - Hilton Inn-Northeast, Philadelphia
   - Holiday Inn-City Center, Philadelphia
   - Holiday Inn-City Line, Philadelphia
   - Hub Motor Inn, Philadelphia
   - Hyatt-Proposed, Philadelphia
   - Marriott Hotel, Philadelphia
   - Marriott Hotel-Airport, Philadelphia
   - Omni Philadelphia, Philadelphia
   - Penn Center Inn, Philadelphia
   - Quality Inn-Center City, Philadelphia
   - Residence Inn-Proposed, Philadelphia
   - Rittenhouse Hotel, Philadelphia
   - Treadway Mohawk, Philadelphia
   - Treadway Roosevelt, Philadelphia
   - Residence Inn, Philadelphia/Berwyn
   - Clubhouse Inn, Pittsburgh
   - Courtyard by Marriott, Pittsburgh
   - Hampton Inn at Playhouse Square, Pittsburgh
   - Hilton Hotel, Pittsburgh
   - Holiday Inn-Greentree, Pittsburgh
   - Holiday Inn-North, Pittsburgh
   - Holiday Inn-Parkway-East, Pittsburgh
   - Holiday Inn-Parkway-West, Pittsburgh
   - Hotel-Proposed, Pittsburgh
   - Howard Johnson Hotel, Pittsburgh
   - Marriott Hotel, Pittsburgh
   - Marriott-Airport, Pittsburgh
   - Motel 6, Pittsburgh
   - Quality Inn, Pittsburgh
   - Royce Hotel-Airport, Pittsburgh
   - U.S.S. Hotel-Proposed, Pittsburgh
   - Westin William Penn, Pittsburgh
   - Courtyard By Marriott, Pittsburgh Airport
   - Holiday Inn, Reading
   - Sheraton Hotel, Reading
   - Hilton at Lackawanna Station, Scranton
   - Hilton Hotel, Scranton
   - Sheraton Inn, Stroudsburg
   - HoJo Inn, Tannersville
   - Hilton-Northeast, Trevose
   - Compri Hotel-Proposed, Valley Forge
   - Courtyard by Marriott, Valley Forge
   - Holiday Inn-Meadowlands, Washington
   - Holiday Inn, Wilkes-Barre
   - Days Inn-Proposed, Williamsport
   - Hotel-Proposed, Williamsport
   - Hampton Inn - Proposed, Willow Grove
   - Holiday Inn-Market Street, York
   - Holiday Inn-Route 30 and I-83, York
   - Ramada Inn, York
   - Super 8-Proposed, York

  Rhode Island
   - Cresthil-Proposed, Lincoln
   - Courtyard by Marriott, Newport
   - Vanderbilt Hotel-Convention Center, Newport
   - Quality Inn, North Kingston
   - Biltmore Plaza, Providence
   - Convention Center Hotel-Proposed, Providence
   - Holiday Inn Providence - Downtown, Providence
   - Hotel-Proposed, Providence
   - Marriott Hotel, Providence
   - Sheraton-Airport, Providence
   - Susse Chalet, Smithfield
   - Howard Johnson, Warwick
   - Residence Inn-Proposed, Warwick
   - Susse Chalet, Warwick

  South Carolina
   - Quality Inn Motel, Anderson
   - Super 8, Anderson
   - Budget Hotel - Proposed, Charleston
   - Charleston Center Hotel-Proposed, Charleston
   - Cooper River Inn, Charleston
   - Days Inn, Charleston
   - Francis Marion Hotel, Charleston
   - Hampton Inn-Proposed, Charleston
   - Hawthorne Suites Hotel, Charleston
   - Holiday Inn, Charleston
   - Holiday Inn-Airport, Charleston
   - Holiday Inn-Riverview, Charleston
   - Masters Economy Inn - Mt. Pleasant, Charleston
   - Masters Economy Inn - Rivers Ave, Charleston
   - Middleton Inn, Charleston
   - Omni Charleston, Charleston
   - Quality Inn, Charleston
   - Trusthouse Forte, Charleston
   - Courtyard by Marriott, Columbia
   - Courtyard by Marriott-Northeast, Columbia
   - Courtyard by Marriott-Northwest, Columbia
   - Embassy Suites, Columbia
   - Marriott Hotel, Columbia
   - Masters Economy Inn - I-26, Columbia
   - Masters Economy Inn - Knox Abbot, Columbia
   - Motel 6, Columbia
   - Residence Inn, Columbia
   - Coral Beach Hotel, Coral Beach
   - Days Inn, Dillon
   - Save Inn, Fairplay
   - Fairfield Inn, Florence
   - Holiday Inn, Florence
   - Days Inn, Gaffney
   - Courtyard by Marriott, Greenville
   - Fairfield Inn, Greenville
   - Greenville Hilton Hotel, Greenville
   - Ramada Inn, Greenville
   - Super 8, Greenwood
   - Days Inn, Hardeeville
   - Fairfield Inn, Hilton Head
   - Hilton Head Inn, Hilton Head
   - Holiday Inn, Hilton Head
   - Inter-Continental Hotel, Hilton Head
   - Islander Inn, Hilton Head
   - Quality Suites-Proposed, Hilton Head
   - Residence Inn-Proposed, Hilton Head
   - Sheraton Inn, Hilton Head
   - PGA East Resort-Proposed, Kiawah Island
   - Save Inn, Lake Hartwell
   - Days Inn, Mt. Pleasant
   - Coral Beach Hotel, Myrtle Beach
   - Radisson Hotel, Myrtle Beach
   - Best Western Inn, North Charleston
   - Budget Hotel-Proposed, North Charleston
   - Days Inn, North Charleston
   - Northwoods Atrium Inn, North Charleston
   - Days Inn, Santee
   - Holiday Inn-West, Spartanburg
   - Howard Johnson, Spartanburg
   - Residence Inn, Spartanburg

  South Dakota
   - Holiday Inn, Aberdeen
   - Holiday Inn, Rapid City
   - Holiday Inn, Sioux Falls
   - Super 8, Sioux Falls
   - Holiday Inn, Spearfish

  Tennessee
   - Ameri Suite Hotel-Proposed, Brentwood
   - Courtyard by Marriott, Brentwood
   - Holiday Inn, Bristol
   - Holiday Inn-Southeast, Chattanooga
   - Howard Johnson, Chattanooga
   - Marriott Hotel, Chattanooga
   - Motel 6, Chattanooga
   - Sheraton Inn, Chattanooga
   - Super 8, Chattanooga
   - Holiday Inn, Cove Lake
   - Masters Economy Inn, Dickson
   - Comfort Inn-Proposed, Elizabethton
   - Park Vista Hotel, Gatlinburg
   - Holiday Inn-I-40, Jackson
   - Holiday Inn, Johnson City
   - Super 8, Johnson City
   - Fairfield Inn, Johnson Park
   - Holiday Inn, Kingsport
   - Courtsouth Healthclub-North, Knoxville
   - Courtsouth Healthclub-South, Knoxville
   - Courtsouth Healthclub-West, Knoxville
   - Days Inn, Knoxville
   - Hilton Hotel, Knoxville
   - Howard Johnson-Westhills, Knoxville
   - Motel 6, Knoxville
   - Quality Inn, Knoxville
   - Ramada Inn-West, Knoxville
   - Rodeway Inn, Knoxville
   - Courtyard by Marriott, Memphis
   - Courtyard by Marriott-Airport, Memphis
   - Holiday Inn - Crowne Plaza, Memphis
   - Holiday Inn-East, Memphis
   - Holiday Inn-East Poplar, Memphis
   - Holiday Inn-I-40-Sycamore View, Memphis
   - Holiday Inn-Memphis Int'l Airport, Memphis
   - Hyatt Regency, Memphis
   - Lexington Hotel Suites, Memphis
   - Motel 6, Memphis
   - Omni Hotel, Memphis
   - Proposed Fairfield Inn, Memphis
   - Residence Inn, Memphis
   - La Quinta Inn, Memphis - Airport
   - Brown County Inn, Nashville
   - Capital Mall Conv. Center-Proposed, Nashville
   - Clarion Maxwell House, Nashville
   - Courtyard by Marriott-Airport, Nashville
   - Days Inn, Nashville
   - Doubletree Hotel, Nashville
   - Grosvenor, Nashville
   - Hampton Inn, Nashville
   - Holiday Inn Crowne Plaza, Nashville
   - Holiday Inn Express, Nashville
   - Holiday Inn-Briley Parkway, Nashville
   - Marriott Hotel, Nashville
   - Nashville Union Station, Nashville
   - Ramada Inn, Nashville
   - Sheraton Hotel, Nashville
   - Sheraton Music City, Nashville
   - Stouffer Hotel, Nashville
   - Super 8, Nashville
   - Union Station Hotel, Nashville
   - AmeriSuite, Oakridge
   - Holiday Inn, Oakridge
   - Super 8-Proposed, Union City

  Texas
   - Harvey Hotel, Addison
   - Days Inn, Amarillo
   - Motel 6, Amarillo
   - Radisson Hotel-Proposed, Amarillo
   - Super 8 Motel, Amarillo
   - La Quinta Inn, Amarillo - Airport
   - Courtyard by Marriott, Arlington
   - Hilton Hotel, Arlington
   - Holiday Inn, Arlington
   - Lexington Suites Hotel, Arlington
   - Compri Hotel-Proposed, Austin
   - Driskill Hotel, Austin
   - Embassy Suites-Austin Town Lake, Austin
   - Embassy Suites-North, Austin
   - Fairfield North, Austin
   - Four Seasons Hotel, Austin
   - Holiday Inn, Austin
   - Holiday Inn-Austin Town Lake, Austin
   - La Quinta Inn, Austin
   - Marriott Hotel, Austin
   - Proposed Fairfield Inn, Austin
   - Quality Inn, Austin
   - Residence South, Austin
   - La Quinta Inn, Austin - Ben White
   - Holiday Inn Airport, Austins Cities
   - Holiday Inn, Bay Town
   - Hilton Hotel, Beaumont
   - Holiday Inn, Beaumont
   - Courtyard by Marriott, Bedford
   - Holiday Inn, Brownsville
   - La Quinta Inn, Brownsville
   - Hilton Hotel, College Station
   - Ramada Inn, College Station
   - Holiday Inn, Conroe
   - Corpus Christi Hotel-Airport, Corpus Christi
   - Days Inn, Corpus Christi
   - Hilton - Proposed, Corpus Christi
   - Holiday Inn, Corpus Christi
   - Holiday Inn-Airport, Corpus Christi
   - La Quinta Inn, Corpus Christi - North
   - La Quinta Inn, Corpus Christi - South
   - Allstar Inn, Dallas
   - Ambassador Plaza Hotel, Dallas
   - Arlington Hilton, Dallas
   - Bradford Plaza Hotel, Dallas
   - Bristol Suites, Dallas
   - Convention Center Hotel-Proposed, Dallas
   - Courtyard by Marriott, Dallas
   - Courtyard by Marriott-Northeast, Dallas
   - Courtyard by Marriott-Plano, Dallas
   - Courtyard by Marriott-Stemmons, Dallas
   - Dallas Grand Hotel, Dallas
   - Doubletree Inn, Dallas
   - Embassy Suites, Dallas
   - Fairmont Hotel, Dallas
   - Harvey Hotel, Dallas
   - Hilltop, Dallas
   - Hilton Inn-LBJ, Dallas
   - Hilton-Arlington, Dallas
   - Holiday Inn - North, Dallas
   - Holiday Inn Crowne Plaza, Dallas
   - Holiday Inn-Brook Hollow, Dallas
   - Holiday Inn-South, Dallas
   - Houstonian Hotel, Dallas
   - Howard Johnson-East, Dallas
   - Lexington Hotel Suites, Dallas
   - Loews Anatole Hotel, Dallas
   - Marriott Hotel-Airport, Dallas
   - Marriott-Park Central, Dallas
   - Marriott-Quorum, Dallas
   - Melrose Hotel, Dallas
   - Motel 6, Dallas
   - Omni Melrose Hotel, Dallas
   - Park Plaza, Dallas
   - Propsed Hotel - DFW, Dallas
   - Ramada Inn Convention Center, Dallas
   - Ramada-Market Center, Dallas
   - Registry Hotel, Dallas
   - Residence Inn-Market Center, Dallas
   - Sheraton Grand, Dallas
   - Southland Center Hotel, Dallas
   - Statler Hilton Hotel, Dallas
   - Summit Hotel, Dallas
   - Westin Galleria Hotel, Dallas
   - La Quinta Inn, Dallas - DFW
   - La Quinta Inn, Dallas - North Park
   - La Quinta Inn, Dallas - Plano
   - La Quinta Inn, Dallas - Richardson
   - Allstar Inn, El Paso
   - Hilton Inn-Airport, El Paso
   - La Quinta Hotel-Airport, El Paso
   - Rodeway Inn, El Paso
   - Travelers Inn, El Paso
   - Westin Paso del Norte, El Paso
   - La Quinta Inn, El Paso - Lomaland
   - Allstar Inn, Euless
   - La Quinta Inn, Euless
   - Allstar Inn, Fort Worth
   - Courtyard by Marriott, Fort Worth
   - Days Inn Downtown, Fort Worth
   - Hilton Hotel, Fort Worth
   - Holiday Inn-North, Fort Worth
   - Holiday Inn-South, Fort Worth
   - Lexington Suites Hotel, Fort Worth
   - Metro Center Hotel, Fort Worth
   - Radisson Plaza Hotel, Fort Worth
   - Residence Inn, Fort Worth
   - La Quinta Inn, Fort Worth - East
   - Holiday Inn, Harlingen
   - La Quinta Inn, HI-LA Marque
   - Crowne Plaza-Houston Park, Houston
   - Days Inn, Houston
   - Days Inn-Hobby, Houston
   - Doubletree Hotel, Houston
   - Embassy Suites, Houston
   - Galleria Gardens, Houston
   - Harvest House Hotel, Houston
   - Harvey Hotel Medical Center, Houston
   - Hilton Inn-West, Houston
   - Holiday Inn I-10 East, Houston
   - Holiday Inn-Downtown, Houston
   - Holiday Inn-East, Houston
   - Holiday Inn-Greenway Plaza, Houston
   - Holiday Inn-Hobby, Houston
   - Holiday Inn-Medical Center, Houston
   - Holiday Inn-NASA, Houston
   - Holiday Inn-North, Houston
   - Holiday Inn-Northwest, Houston
   - Holiday Inn-Southwest, Houston
   - Host Hotel International, Houston
   - Hotel Meridien, Houston
   - Hotel-Proposed, Houston
   - Houston House, Houston
   - Houston Medical Center, Houston
   - Houston Park 10 Crowne Plaza, Houston
   - La Quinta Hotel-Astrodome, Houston
   - La Quinta Hotel-Baytown, Houston
   - La Quinta Hotel-CY Fair, Houston
   - La Quinta Hotel-Hobby, Houston
   - La Quinta Inn-Stafford, Houston
   - Lexington Hotel Suites, Houston
   - Marriott Astrodome, Houston
   - Marriott Hotel, Houston
   - Marriott Hotel-Medical Center, Houston
   - Marriott-Airport, Houston
   - Motel 6, Houston
   - Remington, Houston
   - Residence Inn, Houston
   - Rodeway Inn, Houston
   - Rodeway Inn-Hobby, Houston
   - Shamrock Hilton Hotel, Houston
   - Sheraton Hotel, Houston
   - Sheraton Houston House, Houston
   - Sheraton Houston Place Hotel, Houston
   - Sheraton Town and Country, Houston
   - Sofitel, Houston
   - Stouffer Greenway Plaza, Houston
   - Suite Hotel-Proposed, Houston
   - Whitehall, Houston
   - Whitehall Hotel Conversion to HI, Houston
   - La Quinta Inn, Houston  - Sharpstown
   - La Quinta Inn, Houston - East
   - La Quinta Inn, Houston - Loop 1960
   - La Quinta Inn, Houston - Northwest
   - La Quinta Inn, Houston- SW Freeway
   - Holiday Inn, Huntsville
   - Harvey Hotel DFW, Irvine
   - Allstar Inn, Irving
   - Hampton Inn, Irving
   - Hampton Inn-Proposed, Irving
   - Harvey Hotel-D/FW Airport, Irving
   - Holiday Inn-Texas Stadium, Irving
   - Marriott Hotel, Irving
   - Holiday Inn, Kingsville
   - Del Lago Hotel, Lake Conroe
   - Hilton Inn, Laredo
   - La Posada, Laredo
   - Courtyard by Marriott, Las Colinas
   - La Quinta Inn, Longview
   - Hilton Inn, Lubbock
   - Holiday Inn, Lubbock
   - Residence Inn, Lubbock
   - La Quinta Inn, Midland
   - Holiday Inn, New Braunfels
   - All Star Inn, North Richland Hills
   - La Quinta Inn, Odessa
   - Holiday Inn, Orange
   - Holiday Inn, Paris
   - Plano Harvey Hotel, Plano
   - La Quinta Inn, Round Rock
   - Sheraton Inn, San Angelo
   - Coachman Inn-Proposed, San Antonio
   - Courtyard by Marriott-Downtown, San Antonio
   - Courtyard by Marriott-Medical Ctr., San Antonio
   - Crockett Hotel, San Antonio
   - Days Inn, San Antonio
   - Fairfield - North, San Antonio
   - Gunter Hotel, San Antonio
   - Holiday Inn-Airport, San Antonio
   - Holiday Inn-Market Square, San Antonio
   - Holiday Inn-North, San Antonio
   - Holiday Inn-Northwest, San Antonio
   - Holiday Inn-Riverwalk, San Antonio
   - La Quinta Hotel-Ingram, San Antonio
   - La Quinta Hotel-Lackland, San Antonio
   - La Quinta Hotel-Toepperwein, San Antonio
   - Lexington Hotel Suites, San Antonio
   - Marriott Hotel-Proposed, San Antonio
   - Marriott Inn-North, San Antonio
   - Proposed Fairfield Inn, San Antonio
   - La Quinta Inn, San Antonio - Windsor
   - La Quinta Inn, San Antonio - Wurzbach
   - Holiday Inn, San Marcos
   - La Quinta Inn, SAT-Toepperwein
   - Sheraton Hotel, South Padre Island
   - La Quinta Inn, Tyler
   - Sheraton, Tyler
   - Sheraton Inn, Tyler
   - Traveler's Choice Inn, Tyler
   - Hilton Hotel, Waco
   - Gateway Inn, Wichita Falls
   - Hilton Hotel, Wichita Falls

  Utah
   - Mount Holly Ski Resort, Beaver
   - Hotel-Proposed, Brigham City
   - Motel-Proposed, Cedar City
   - Proposed Mayflower Hotel, Deer Valley
   - Stein Eriksen Lodge, Deer Valley
   - Deer Valley Resort, Park City
   - Omni Yarrow, Park City
   - Prospector Square Resort, Park City
   - Yarrow Resort, Park City
   - Seven Peaks Resort and Hotel, Provo
   - Comfort Inn, Salt Lake City
   - Doubletree, Salt Lake City
   - Hilton Hotel-Airport, Salt Lake City
   - Holiday Inn, Salt Lake City
   - Holiday Inn-Salt Palace, Salt Lake City
   - Hotel Utah, Salt Lake City
   - Hotel-Proposed, Salt Lake City
   - La Quinta Inn, Salt Lake City
   - Nendels Inn, Salt Lake City
   - New Grande Hotel, Salt Lake City
   - Red Lion Hotel, Salt Lake City
   - Sheraton Hotel, Salt Lake City
   - Super 8, Salt Lake City
   - University Park Hotel (Desktop Rev), Salt Lake City
   - Ramada Inn-Proposed, Sandy

  Vermont
   - Ramada Inn, Bennington
   - Bolton Valley Corporation, Bolton Valley
   - Quality Inn, Brattleboro
   - Radisson Hotel, Burlington
   - Smugglers Notch, Cambridge
   - Inn-Proposed, Essex
   - Cascade Lodge, Killington
   - Inn of the Six Mountains, Killington
   - Mountain Inn, Killington
   - Equinox Hotel, Manchester
   - Howard Johnson Inn, Rutland
   - Quality Inn, Stowe
   - Conference Center-Proposed, Stratton Mountain
   - Sugarbush Inn, Sugarbush
   - Susse Chalet, Williston

  Virginia
   - Comfort Inn, Abingdon
   - Best Western, Alexandria
   - Comfort Inn, Alexandria
   - Compri Hotel-Proposed, Alexandria
   - Embassy Suites, Alexandria
   - Howard Johnson, Alexandria
   - Marriott Suites, Alexandria
   - Ramada Inn, Alexandria
   - Best Western, Arlington
   - Gateway Marriott, Arlington
   - Hyatt Arlington Hotel, Arlington
   - Hyatt Regency, Arlington
   - Key Bridge Marriott, Arlington
   - Marriott Hotel, Arlington
   - Sheraton Crystal City Hotel, Arlington
   - Sheraton National Hotel, Arlington
   - Stouffer Concourse Hotel, Arlington
   - Mountain Lake Hotel, Blacksburg
   - Holiday Inn, Bristol
   - Howard Johnson, Bristol
   - Days Inn, Carmel Church
   - Westfields International, Chantilly
   - Boar's Head Inn, Charlottesville
   - Cavalier Inn, Charlottesville
   - Courtyard by Marriott, Charlottesville
   - Hilton-University, Charlottesville
   - Holiday Inn-North, Charlottesville
   - Omni Charlottesville, Charlottesville
   - Radisson-Proposed, Charlottesville
   - Super 8, Charlottesville
   - Days Inn, Chester
   - Howard Johnson, Chester
   - Days Inn, Colonial Heights
   - Holiday Inn, Covington
   - Embassy Suites, Crystal City
   - Holiday Inn Crowne Plaza, Crystal City
   - Hyatt Hotel, Crystal City
   - Marriott Crystal Gateway Hotel, Crystal City
   - Comfort Inn-Proposed, Dahlgren
   - Days Inn, Emporia
   - Courtyard by Marriott, Fairfax
   - Embassy Suites, Fairfax
   - Neighborhood Suites-Proposed, Fairfax
   - Hampton Inn-Proposed, Fairfax City
   - Westfields International, Fairfax County
   - Marriott Hotel, Fairview
   - Econo Lodge, Farmingville
   - Comfort Inn-Proposed, Farmville
   - Comfort Inn, Frederick County
   - Motel 6, Fredericksburg
   - Courtyard by Marriott, Hampton
   - Days Inn, Hampton
   - Fairfield Inn, Hampton
   - Courtyard by Marriott, Herndon
   - Embassy Suites Hotel, Herndon
   - Ramada Renaissance and Health Club, Herndon
   - Residence Inn-Proposed, Herndon
   - Worldgate Marriott Hotel, Herndon
   - Hotel-Proposed, Hopewell
   - Keswick Inn, Keswick
   - Holiday Inn, Lexington
   - Radisson Hotel, Lynchburg
   - Courtyard by Marriott, Manassas
   - Holiday Inn, Marion
   - Hilton, McLean
   - Days Inn, Norfolk
   - Marriott Waterside Hotel, Norfolk
   - Omni Hotel, Norfolk
   - Waterfront Hotel - Proposed, Norfolk
   - 135-Suite Hotel-Proposed, Portsmouth
   - Waterfront Suite Hotel-Proposed, Portsmouth
   - Comfort Inn, Princeton
   - Comfort Inn, Pulaski County
   - Embassy Suites Hotel, Reston
   - Hyatt Hotel, Reston
   - Best Western Kings Quarters, Richmond
   - Courtyard by Marriott, Richmond
   - Embassy Suites Hotel, Richmond
   - Hampton Inn, Richmond
   - Holiday Inn, Richmond
   - Howard Johnson Lodge, Richmond
   - Hyatt House Hotel, Richmond
   - La Quinta Hotel, Richmond
   - Marriott Hotel, Richmond
   - Omni Richmond, Richmond
   - Radisson Hotel, Richmond
   - Ramada Renaissance Hotel, Richmond
   - Residence Inn, Richmond
   - Days Inn, Richmond (Broad)
   - Days Inn, Richmond (Byrd)
   - Holiday Inn, Roanoke
   - Holiday Inn - Airport, Roanoke
   - Holiday Inn - Civic Center, Roanoke
   - Holiday Inn - South, Roanoke
   - Hotel Roanoke, Roanoke
   - Howard Johnson, Roanoke
   - Marriott - Roanoke Airport, Roanoke
   - Marriott Hotel, Roanoke
   - Holiday Inn, Salem
   - Super 8, South Hill
   - Days Inn, Springfield
   - Hilton, Springfield
   - Holiday Inn, Staunton
   - Stonewall Jackson Hotel, Staunton
   - Hampton Inn - Proposed, Tyson's Corner
   - Embassy Suites, Tysons Corner
   - Marriott Hotel, Tysons Corner
   - Residence Inn, Tysons Corner
   - Ritz Carlton-Proposed, Tysons Corner
   - Courtyard by Marriott, Virginia Beach
   - Courtyard by Marriott-Lynnhaven, Virginia Beach
   - Fairfield Inn, Virginia Beach
   - Hotel-Proposed, Virginia Beach
   - Pavilion Tower Hotel, Virginia Beach
   - Ramada Inn - Oceanside, Virginia Beach
   - International Conference Center, Westfields
   - Howard Johnson, Wheeling
   - Fort Magruder Inn, Williamsburg
   - Governor's Inn, Williamsburg
   - Holiday Inn-East, Williamsburg
   - Holiday Inn-West, Williamsburg
   - Royce Hotel, Williamsburg
   - Williamsburg Hilton, Williamsburg
   - Best Western-Proposed, Wytheville

  Washington
   - Bellevue Thunderbird Motor Inn, Bellevue
   - Embassy Suites, Bellevue
   - Hampton Inn, Bellevue
   - La Quinta, Bellevue
   - Residence Inn Seattle-East, Bellevue
   - Ramada Inn, Bothell
   - Rattling Spring Hotel, Harpers Ferry
   - Motel 6, Issaquah
   - AmeriSuite, Kent
   - Homecourt Suite Hotel, Kent
   - Embassy Suite, Lynnwood
   - Residence Inn-Seattle North, Lynnwood
   - Red Lion Inn at Pasco, Pasco
   - Redmond Motel, Redmond
   - Hampton Inn, Sea Tac
   - Holiday Inn Airport, Sea Tac
   - Thunderbird Inn, Sea Tac
   - Alexis Hotel, Seattle
   - Courtyard by Marriott-South Center, Seattle
   - Doubletree Inn at South Center, Seattle
   - Doubletree Plaza, Seattle
   - Hampton Inn-Airport, Seattle
   - Holiday Inn Crowne Plaza, Seattle
   - Holiday Inn-Sea Tac, Seattle
   - La Quinta, Seattle
   - Lake Union Residence Inn, Seattle
   - Marriott Hotel-Airport, Seattle
   - Marriott Sea-Tac Hotel, Seattle
   - Plaza Park Suites, Seattle
   - Ramada Inn-Airport, Seattle
   - Red Lion, Seattle
   - Stouffer Madison Hotel, Seattle
   - Travelodge-Proposed, Seattle
   - Westin Hotel, Seattle
   - Courtyard by Marriott, Spokane
   - Gateway Hotel, Spokane
   - Holiday Inn-West, Spokane
   - Red Lion Inn, Spokane
   - Super 8, Spokane
   - Hilton-Village Green, Tacoma
   - Hotel-Proposed, Tacoma
   - Park Shore Inn, Tacoma
   - Tacoma Sheraton Hotel, Tacoma
   - Embassy Suites Hotel, Tukwila
   - Hampton Inn, Tukwila
   - Residence Inn-Seattle South, Tukwila
   - Red Lion Quay, Vancouver
   - Residence Inn-Portland North, Vancouver
   - Super 8, Wenatchee
   - Thunderbird Motor Inn, Yakima

  West Virginia
   - Comfort Inn-Proposed, Charleston
   - Holiday Inn, Clarksburg
   - Holiday Inn, Fairmont
   - Hotel-Proposed, Harpers Ferry
   - Holiday Inn, Huntington
   - Comfort Inn-Proposed, Morgantown
   - Holiday Inn, Morgantown
   - Motel-Proposed, Morgantown
   - Comfort Inn, Princeton
   - Motel-Proposed, Princeton
   - Hotel-Proposed, Wheeling
   - Howard Johnson, Wheeling

  Wisconsin
   - Super 8, Ashland
   - Holiday Inn, Beloit
   - Embassy Suites Hotel-Proposed, Brookfield
   - Marriott-Milwaukee, Brookfield
   - Holiday Inn, Eau Claire
   - Residence Inn, Glendale
   - Granada Royale-Proposed, Green Bay
   - Holiday Inn-Downtown, Green Bay
   - Residence Inn-Proposed, Green Bay
   - Super 8, Janesville
   - Super 8, Kenosha
   - Playboy Resort, Lake Geneva
   - Concourse Hotel, Madison
   - Fairfield Inn, Madison
   - Hampton Inn - East, Madison
   - Hampton Inn - West, Madison
   - Compri Hotel-Proposed, Milwaukee
   - Embassy Suite, Milwaukee
   - Fairfield Inn, Milwaukee
   - Holiday Inn-Airport, Milwaukee
   - Holiday Inn-West, Milwaukee
   - Hotel and Conv. Ctr. East-Proposed, Milwaukee
   - Hyatt Regency, Milwaukee
   - Marc Plaza, Milwaukee
   - Marriott Inn, Milwaukee
   - Omni Suite Hotel-Proposed, Milwaukee
   - Super 8-Airport, Milwaukee
   - Olympia Village Resort, Oconomowoc
   - Scotsland Resort, Oconomowoc
   - Sheraton, Racine
   - Claridge Motor Inn, Rhinelander
   - Super 8, Waukesha
   - Holiday Inn, Wausau
   - Mead Inn, Wisconsin Rapids

  Wyoming
   - Days Inn, Casper
   - Flying L. Skytel, Cody
   - Super 8, Cody
   - Snow King Resort, Jackson
   - Super 8, Jackson
   - Wort Hotel, Jackson
   - Development-Proposed, Jackson Hole
   - Colter Bay Village, Moran
   - Jackson Lake Lodge, Moran
   - Jenny Lake Lodge, Moran
   - Best Western-Bel Air, Rawlins
   - Bridger Inn, Rawlins
   - La Quinta Inn, Rock Springs

  Western Europe

  Belgium
   - Oostkamp Hotel, Bruges
   - Proposed Residence Inn, Brussels
   - SAS Royal Hotel, Brussels

  Denmark
   - Proposed Hotel, Copenhagen

  France
   - The Miramar, Biarritz
   - Chateau D'arc en Barroi, Haute-Marne
   - Le Grand, Paris
   - Royal Monceau, Paris

  Germany
   - Cumberland House, Berlin
   - Munchen Penta Hotel, Munchen

  Holland
   - Carlton - Cannes & Amstel, Amsterdam
   - The Pulitzer Hotel, Amsterdam

  Spain
   - Le Meridien, Barcelona
   - Princess Sophia, Barcelona
   - Hotel Los Monteros, Marbella
   - Incosol Spa & Hotel, Marbella
   - Proposed Hyatt Resort, Marbella

  United Kingdom
   - Copthorne Hotel, Aberdeen
   - Copthorne Hotel, Birmingham
   - Hyatt Regency, Birmingham
   - Holiday Inn, Cambridge
   - Copthorne Hotel, Cardiff
   - Great Eastern Hotel, England
   - Copthorne Hotel, Glasgow
   - Hanbury Manor Hotel, Hertfordshire
   - 47 Park Street, London
   - Bailey's Hotel, London
   - Basil Street Hotel, London
   - Basil Street Hotel, Knightsbridge, London
   - Britannic Tower, London
   - Chelsea Hotel, London
   - Chesterfield Hotel, London
   - Chesterfield Hotel, Mayfair, London
   - Copthorne Hotels, London
   - Copthorne Tara Hotel, London
   - Dorchester Mayfair, London
   - Executive Hotel, London
   - Marriott Hotel, London
   - May Fair, London
   - Plaza Hotel, London
   - Proposed Hotel Conversion, London
   - Proposed Hotel-The City, London
   - Regent Hotel, London
   - Regent London Hotel, London
   - Sheraton Belgravia, London
   - Sheraton Park Tower, London
   - St. James Court Hotel, London
   - The Executive Hotel, London
   - Windsor Hotel, London
   - Copthorne Hotel, Manchester
   - Copthorne Hotel, Newcastle
   - Copthorne Hotel, Slough/Windsor
   - Swallow Hotel, Stockton
   - Copthorne Hotel-Effingham Park, Sussex
   - Copthorne Hotel-Gatwick, Sussex

  Middle East and North Africa

  Egypt
   - Sheraton Anni Cruise Ship,
   - Sheraton Aton Cruise Ship,
   - Sheraton Hotp Cruise Ship,
   - Sheraton Tut Cruise ship,
   - Aswan Oberol Hotel, Aswan
   - Cairo Sheraton Hotel, Cairo
   - Hotel - Proposed, Cairo
   - Lido Hotel, Cairo
   - Meridien Hotel, Cairo
   - Novotel Cairo Airport, Heliopolis, Cairo
   - Proposed Resort Complex, Hurghada
   - Luxor Sheraton Hotel, Luxor
   - Proposed Hotel, Luxor
   - Fayrouz Village Hotel, Sharm El Sheikh, Sinai
   - Coral Village Hotel, Nuweiba, Sinai
   - Hotel - Proposed, Dahab, Sinai
   - Hotel - Proposed, St. Catherine, Sinai

  Greece
   - Athens Hilton & Proposed Hotel, Athens
   - Caravel Hotel, Athens
   - Proposed Sargani Hotel & Bungalows, Halkidiki
   - Rhodes Hotel  -Proposed, Rhodes

  Israel
   - Proposed Inter-Continental Hotel, Tel Aviv

  Lebanon
   - Hotel Market Review, Beruit

  Morocco
   - El Minzah Hotel, Tangier

  Nigeria
   - Proposed Sheraton Hotel, Port Harcourt

  Saudi Arabia
   - Proposed Jeddah Corniche Project, Jeddah

  Tunisia
   - Proposed Hotel, Hammamet

  Turkey
   - Hotel Conrad, Istanbul

  Latin America and the Caribbean

  Bahamas
   - Eleuthera Joint Venture, Eleuthera
   - Cape Eleuthera Island Hotel, Eleuthera Island
   - Eleuthera Joint Venture, Eleuthra
   - The Montague, Nassau
   - Paradise Island Hotel, Paradise Island
   - Resorts Int'l Hotel and Casino, Paradise Island

  Belize
   - Journey's End Caribbean Club, Abergris Caye

  Bermuda
   - Sonesta Hotel, Bermuda

  Brazil
   - Quatro Rodas Hotel, Recife

  Colombia
   - Charleston Hotel - Proposed, Barranquilla
   - Bella Suiza Hotel, Bogota
   - Hotel & Convention Center -Proposed, Cali
   - Cartagena Hilton, Cartagena
   - El Faro de Cartagena Resort Propose, Cartagena
   - Proposed Indian Sea and Sun Resort, Cartagena
   - Hotel De Isleno, San Andres Isla
   - Santamar Hotel, Santa Marta

  Curacao
   - Ramada Renaissance Hotel and Casino,

  Honduras
   - Inn Of The Sun, Guanaja

  Jamaica
   - Holiday Inn-Rose Hall, Montego Bay
   - Americana Eden II, Ocho Rios

  Mexico
   - Posadas de Mexico Hotels,
   - Americana Condesa Del Mar, Acapulco
   - Americana El Presidente Hotel, Acapulco
   - Resort-Proposed, Cabo San Lucas
   - Palacio Del Margus, Chiconcuac
   - Omni Hotel, Ixtapa
   - Fiesta Inn-Proposed, Leon
   - Karmina Place, Manzanillo
   - Hotel - Proposed, Mexico City
   - La Jolla de Mismaloya, Puerta Vallarta

  Netherland Antilles
   - Divi Divi Beach Resort, Aruba
   - Divi Tamarijn Beach Resort, Aruba
   - Golden Anchor, Bonaire
   - Resort Hotel-Proposed, Bonaire
   - Ramada Renaissance Hotel and Casino, Curacao
   - Cupecoy Beach Club Hotel, St. Maarten
   - Dawn Beach Hotel, St. Maarten
   - Dawn Beach Resort, St. Maarten
   - Mullet Bay Resort, St. Maarten
   - Oyster Pond Hotel, St. Maarten

  Puerto Rico
   - Hyatt Dorado Beach Hotel, Dorado
   - Hyatt Regency Cerromar Hotel, Dorado
   - Hotel - Proposed, Fajardo
   - Hotel Puerto Rico, Fajardo
   - Westin Resort-Proposed, Palmer
   - Marriott Resort & Casino-Proposed, Puerto Rico
   - Carib Inn, San Juan
   - Dupont Plaza, San Juan
   - El San Juan Hotel and Casino, San Juan
   - Howard Johnson Hotel, San Juan
   - Marriott - Proposed, San Juan
   - Marriott Update - Proposed, San Juan
   - Sands Hotel and Casino, San Juan

  Virgin Islands
   - Caneel Bay, St. Croix
   - Carambola Beach Resort, St. Croix
   - Hotel - Proposed, St. Croix
   - St. Croix Development, St. Croix
   - Caneel Bay, St. John
   - Pineapple Beach Hotel, St. Thomas
   - Sugar Bay Plantation, St. Thomas
   - Virgin Grand Hotel, St. Thomas
   - Virgin Isle Hotel, St. Thomas
   - Little Dix Bay, Virgin Borda

  Eastern Europe

  Croatia
   - Two Hotels, Dubrovnik

  Czech Republic
   - Voronesh Hotel Complex, Brno
   - Proposed Four Seasons Hotel, Prague

  Hungary
   - Proposed Resort Hotel, Babolna
   - Duna Inter-Continental, Budapest

  Latvia
   - Daugava Hotel-Proposed, Riga
   - Proposed Hotel, Riga

  Poland
   - Holiday Inn, Krakow
   - Marriott Hotel - Proposed, Poznan
   - Proposed Hotel, Poznan
   - Radisson Hotel, Szczecin
   - Bristol Hotel, Warsaw
   - Holiday Inn, Warsaw
   - Orbis Joint Venture, Warsaw
   - Proposed Hotel, Warsaw
   - Sheraton Hotel - Proposed, Warsaw
   - Zakopane Resort Complex, Zakopane

  Russia
   - Kamiennyi Most Hotel & Business, Moscow
   - Savoy Hotel, Moscow

  Asia

  Korea
   - Ultrapolis 3000, Seoul

  Malaysia
   - UP 3000 Hotel-Proposed, Selangor

  Singapore
   - Resort Hotels - Proposed,
   - Ultrapolis 3000, Singapore

  West Indies
   - Proposed Blue Lagoon Resort, St. Martin

Hospitality Valuation Services                                 Mineola, New York
--------------------------------------------------------------------------------

=============
     HVS
-------------
International
=============


================================================================================
Hospitality Valuation Services

Industry Leader

Hospitality Valuation Services (HVS) was created in 1980 to satisfy the ever-increasing demand for reliable and well-documented hotel/motel valuations, market studies, and feasibility reports. As the nation's leading real estate appraisal organization devoted exclusively to lodging properties, HVS offers owners, investors, and lenders in-depth valuation and market research expertise.

Our professional staff, operating on a worldwide basis with offices in New York, San Francisco, Miami, Boulder, Vancouver, and London, has appraised more than 4,000 hotels and motels in every state and over 32 foreign countries. Each member of Hospitality Valuation Services is well versed in lodging operations. Most have college degrees in hotel administration as well as actual on-the-job hotel experience. Coupled with intense training in real estate appraisal theory and techniques, we are highly qualified to handle the unique characteristics of hostelry valuations.

Excellence Through Specialization

An important feature of our valuation and feasibility services is specialization. Daily exposure on a global basis to a wide variety of hotel transactions and operating statistics, along with actual buyers and sellers, provides the data to thoroughly document our reports.

HVS maintains the industry's largest database of hotel valuation information:

      o     Data on over 4,000 hotel transactions;

      o     Over 3,500 actual financial statements;

      o Thousands of management contracts, franchise agreements, mortgages, leases, and other similar documents;

      o     Personal contacts at every major hotel company;

      o Names and addresses of over 10,000 hotel owners, investors, lenders, and operators.

Hospitality Valuation Services                                 Mineola, New York
--------------------------------------------------------------------------------

=============
     HVS
-------------
International
=============


Innovative research in hotel valuation techniques is set forth in the textbooks we authored for the Appraisal Institute, entitled The Computerized Income Approach to Hotel/Motel Market Studies and Valuations and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations. These publications, along with more than 300 articles, are recognized as the authoritative standard for valuing lodging facilities and performing market feasibility studies. In addition, we have developed Hospitality Valuation Software, a computerized package that assists appraisers and consultants in evaluating market trends and preparing financial forecasts.

Full-Service Hotel Consulting

With a reputation established by providing highly detailed hotel valuations that are accepted and relied upon by virtually every major hotel owner, lender, and operator, HVS has branched out to offer a full range of consulting services.

      o HVS Consulting Services: Valuations, market feasibility studies, economic studies, management contract and franchise negotiations, development assistance, and expert testimony.

      o HVS Executive Search: Recruitment and placement of top-level hotel management personnel.

      o HVS Eco Services: Environmental audits and assistance in implementing programs including water and energy management, recycling, and green product selection. Provides ECOTEL certifications to environmentally sensitive hotels.

      o HVS Gaming Services: Specialized market, valuation, and consulting services for casinos and other types of gaming activities.

      o     HEI Hotels: Hotel ownership and management.

Long-Term Relationship

Hospitality Valuation Services is in business for the long-term. We are dedicated to providing our clients with the highest quality consulting services. Should you require assistance in any areas covered by our expertise, please contact any member of our team at (516) 248-8828.

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                                    APPRAISAL



                                       OF



                                 WESTSHORE MALL
                                HOLLAND, MICHIGAN


                                    LANDAUER
                             REAL ESTATE COUNSELORS

                                    APPRAISAL



                                       OF



                                 WESTSHORE MALL
                                HOLLAND, MICHIGAN



                                      AS OF
                                DECEMBER 31, 1996




                                  PREPARED FOR



                      MORGAN STANLEY MORTGAGE CAPITAL, INC.
                            1585 BROADWAY, 37TH FLOOR
                               NEW YORK, NY 10036



                                   PREPARED BY



                            LANDAUER ASSOCIATES, INC.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103

                 [LETTERHEAD OF LANDAUER REAL ESTATE COUNSELORS]

January 24, 1997


Mr. James E. Flaum
Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway, 37th Floor
New York, NY 10036

Re:  Westshore Mall
     Holland, Michigan

Dear Mr. Flaum:

As directed, we have made an appraisal of the above-captioned property. The subject property is a regional shopping center which contains 393,949 square feet of gross leasable area situated on 51.4 acres. The improvements were completed in 1988. Owned square footage includes the mall anchors: Sears (52,515 square feet), Younkers (69,148 square feet), Steketee's (40,755 square feet) and JC Penney (51,399 square feet). Two outlot ground leases with a restaurant and bank are part of the ownership. In addition, a strip center containing 26,087 square feet, located adjoining a Target department store, is part of the ownership. The ownership also contains about 22.8 acres of vacant land and pad site; however, the vacant land has not been valued at the instruction of the client.

The purpose of this self-contained appraisal report is to estimate the Market Value of the Leased Fee Interest in the real property described herein, subject to the existing leases and encumbrances, and the general and specific assumptions and limiting conditions as discussed in the attached report.

The estimate of Market Value is made as of December 31, 1996. It is assumed that physical and economic conditions affecting the property at the valuation date are the same as those existing at the date of our inspection. Kevin D. Gray inspected the property in August 1996. John P. Baker personally inspected the subject property on January 9, 1997 and John I. Wrzesinski inspected the property on January 21, 1997.

Based upon our analysis, we estimate the Market Value of the Leased Fee Interest in Westshore Mall, subject to the existing leases and the assumptions and limiting conditions contained in this report, as of December 31, 1996, to be:

                          THIRTY-THREE MILLION DOLLARS

                                   $33,000,000

LANDAUER
REAL ESTATE COUNSELORS

Morgan Stanley Mortgage Capital, Inc.
January 24, 1997
Page Two


A summary of our analyses, opinions, and conclusions is contained in the following report, of which this letter is a part. Thank you for the opportunity to be of service.

Respectfully submitted,

LANDAUER ASSOCIATES, INC.

/s/ JCK                        /s/ John I. Wrzesinski

James C. Kafes, MAI, CRE       John I. Wrzesinski, MAI, CRE
Executive Managing Director    Senior Managing Director
                               Certified Michigan Appraiser License #1201002445

/s/ Kevin D. Gray              /s/ John P. Baker

Kevin D. Gray, CRE             John P. Baker, MAI
Managing Director              Director


JCK/JIW/KDG/JPB:mjk
LAI File No. C-302-961/6302

LANDAUER
REAL ESTATE COUNSELORS

                                TABLE OF CONTENTS

                                                                            Page

Assumptions and Limiting Conditions..........................................1

Certification................................................................6

Summary of Salient Facts and Conclusions.....................................7

Nature of the Appraisal......................................................8
    Identification of the Property and Interest Appraised....................8
    Purpose, Function and Date of Appraisal..................................8
    Scope of the Appraisal...................................................9
    History of Property.....................................................10

Neighborhood Analysis.......................................................11

Property Description........................................................12
    Site Analysis...........................................................12
    Zoning..................................................................13
    Real Estate Taxes.......................................................13
    Improvements............................................................14

Highest and Best Use........................................................18
    As If Vacant............................................................18
    As Improved.............................................................18

Demographic/Area Review.....................................................20
    Population Trends.......................................................20
    Income Levels...........................................................21
    Employment..............................................................21
    Conclusion..............................................................23

Retail Market Overview......................................................24
    Overview................................................................24
    Trade Area Delineation..................................................25
    Trade Area Population...................................................26
    Income Estimates and Comparisons........................................28
    Trade Area Expenditure Potential........................................28
    Competitive Retail Analysis.............................................30

LANDAUER
REAL ESTATE COUNSELORS

                                TABLE OF CONTENTS

                                                                            Page

Valuation Methodology.......................................................33

Cost Approach...............................................................34

Sales Comparison Approach...................................................35
    Elements of Comparison..................................................35
    Applicability of Adjustments............................................37
    Analysis and Interpretation of Data.....................................38

Income Approach.............................................................40
    Discounted Cash Flow ("DCF") Analysis Assumptions.......................40
    Revenue.................................................................44
    Expenses................................................................49
    Occupancy Costs.........................................................53
    Capital Items...........................................................54
    Cash Flow...............................................................55
    Discounted Cash Flow Analysis...........................................56
    Rate Selection..........................................................57
    Valuation by Discounted Cash Flow Analysis..............................60
    Market Value Analysis as of December 31, 1996...........................60

Correlation and Conclusion .................................................62

                                     ADDENDA

                                Legal Description
                         Photographs of Subject Property
                                  Recent Leases
                                    Rent Roll
                             Lease Abstract Reports
                           Professional Qualifications

                               [GRAPHIC OMITTED]

                                      Photo

                               [GRAPHIC OMITTED]

                                      Photo

LANDAUER                                                                      1
REAL ESTATE COUNSELORS


ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal report has been made with the following general assumptions:

o Title to the property is assumed to be good and marketable unless otherwise stated. No responsibility is assumed for the legal description or any legal matter. The property is considered to be under responsible ownership, management, subject to responsible leasing efforts, and free of all liens and encumbrances except as specifically discussed herein.

o The definition of value, together with other definitions and assumptions on which our analyses are based are set forth in appropriate sections of this report and are to be part of these General Assumptions as if included here in their entirety.

o The information furnished to the appraisers by the client and others, as contained in this report, is considered to be from reliable sources and, where feasible, has been verified; however, no responsibility is assumed for the accuracy of the information. The appraisers reserve the right to modify the value conclusion should the accuracy of that information change subsequent to delivery of this report.

o     All engineering is assumed to be correct.

o It is assumed that there are no hidden or unapparent conditions in the property, soil, subsoil, or structures which would render the property more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering which would be required to discover them. All materials used in the structures on the appraised property are assumed to be free of asbestos, toxic materials, or any other potential health risks unless otherwise so stated and identified herein. No opinion is expressed on structural or mechanical conditions.

o Landauer has reviewed and relied upon the tenant leases or abstracts provided by the client.

LANDAUER                                                                      2
REAL ESTATE COUNSELORS


o It is assumed that there is full compliance with all applicable federal, state and local environmental regulations and laws, that all applicable zoning and use regulations and restrictions have been complied with, unless a non-conformity has been stated, defined and considered in the appraisal report.

o It is assumed that all required licenses, certificates of occupancy, legislative or administrative consents from any local or national governmental or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

o It is assumed that the utilization of the land and/or improvements is within the boundaries or property lines of the property described herein and that there is no encroachment or trespass unless noted within the report.

The appraisal report has been made with, and is subject to, the following general limiting conditions:

o The appraisers herein, by reason of this appraisal report, are not required to give further consultation, testimony or to be in attendance in court or at any governmental or other hearing with reference to the property without prior arrangements having been made relative to such additional employment.

o The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

o Use and disclosure of the contents of this report is governed by the bylaws and regulations of the Appraisal Institute.

LANDAUER                                                                      3
REAL ESTATE COUNSELORS


o The client may show the reports in their entirety to interested parties outside its organization. Furthermore, the client may reference Landauer as its appraiser of record and the limited reports in their entirety only in any registration statement, prospectus, proxy materials, other offering materials or other communication (whether oral or written) distributed to third parties, subject to Landauer's prior written consent to any such reference. It is the understanding of Landauer that among the uses of the reports will be the disclosure of their contents in offering materials for the sale of securities and in various filings pursuant to state and federal securities laws.

o This appraisal report is based upon and supported by available factual economic and market data and our interpretation of market conditions as of the date of the appraisal. Though we believe that our assumptions and forecasts are well supported, we cannot be held responsible for events which may alter market and property conditions between the date of inspection and the effective date of the opinion of value.

o The information furnished to the appraisers by the client and others, as contained in this report, is considered to be from reliable sources; however, no responsibility is assumed for its accuracy. The appraisers reserve the right to modify the value conclusion should the accuracy of that information change subsequent to delivery of this appraisal report.

o The Americans with Disabilities Act ("ADA") became effective January 26, 1992. Landauer has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

LANDAUER                                                                      4
REAL ESTATE COUNSELORS


The appraisal report has been made with, and is subject to, the following specific limiting conditions.

o We have relied upon information supplied by the property manager and the owner. Additional details including landlord's tenant finish contribution, environmental reports, and some lease amendments were not provided.

o A legal description was provided for the appraisal; however, we have relied upon areas cited by the Assessor of Holland Township, Ottawa County, Michigan. The legal descriptions are included in the Addenda.

o We have used a rent roll, leases and verbal confirmation of occupancy and tenant retention as the basis for our estimate of potential gross income.

o We have relied upon 1993, 1994 and 1995 operating expense data of the previous owner. A 1997 budget was not provided.

o From the information provided, there appears to be about 24 different expense recovery methods used to calculate tenant recoveries. In the appraisal, three basic recovery methods are applied for the enclosed mall tenants and plaza tenants. Special recovery methods as stated in the leases were applied to the anchor and outlot tenants and some specific mall tenants.

o It is assumed that the anchor tenants whose initial leases expire during the analysis period, will exercise the renewal options specified within their leases.

o Although the ownership includes vacant land parcels, these parcels are not valued according to the instructions of the client.

LANDAUER                                                                      5
REAL ESTATE COUNSELORS


o Special Limiting Conditions are also stated in various portions of the Self-Contained Appraisal Report and are to be carefully noted in accepting the limited restricted appraisal report.

LANDAUER                                                                      6
REAL ESTATE COUNSELORS


CERTIFICATION

The undersigned certify to the best of their knowledge and belief that:

The statements of fact contained in this appraisal report and upon which the analyses, opinions and conclusions expressed herein are based are true and correct. This report is made subject to the Assumptions and Limiting Conditions set forth on the following pages which set forth all of the limiting conditions (imposed by the terms of the assignment or by the appraisers) affecting the analyses, opinions and conclusions contained in this report.

Employment and compensation for making this appraisal are not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the attainment of a stipulated result, or the occurrence of a subsequent event. We have no direct or indirect current or prospective personal interest or bias in the subject matter of this appraisal report or to the parties involved. The appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

This report has been performed in accordance with the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation adopted by the Appraisal Institute, and the Code of Professional Ethics of the Appraisal Institute. The use of this report is subject to the requirements of the Appraisal Institute relating to review by their duly authorized representatives. As of the date of this report, James C. Kafes, John I. Wrzesinski and John P. Baker have completed the requirements of the continuing education program of the Appraisal Institute. No one other than the undersigned prepared the analyses, opinion and conclusions concerning real estate that are set forth in this report. Kevin D. Gray inspected the property in August 1996. John P. Baker inspected the property on January 9, 1997, and John I. Wrzesinski inspected the property on January 21, 1997.

/s/ JCK                        /s/ John I. Wrzesinski

James C. Kafes, MAI, CRE       John I. Wrzesinski, MAI, CRE
Executive Managing Director    Senior Managing Director
                               Certified Michigan Appraiser License #1201002445

/s/ Kevin D. Gray              /s/ John P. Baker

Kevin D. Gray, CRE             John P. Baker, MAI
Managing Director              Director

LANDAUER                                                                      7
REAL ESTATE COUNSELORS


SUMMARY OF SALIENT FACTS AND CONCLUSIONS

Property Identification:      Westshore Mall
                              Holland, Michigan

Location:                     Northeast corner of US-31 and James Street,
                              Holland, Michigan.

Improvements/Site:            The improvements consist of a 393,949 square foot
                              regional shopping center situated on a site of approximately 51.4-acres. Located on the site is the regional mall including four anchors, a strip center adjacent to a Target department store, a restaurant and bank. The ownership also includes four vacant parcels of land totaling about 22.8 acres which are not valued as part of this appraisal, according to the instructions of the client.

Zoning:                       C-2, General Commercial District

Occupancy:                    96.4 percent leased and occupied with permanent
                              enclosed mall tenants, excludes the anchor stores and outlots. Including anchor stores and outlot tenants the mall is 98.3 percent leased and occupied.

Highest and Best Use:         Present Use; Regional Mall

Interest Appraised:           Leased Fee Interest, subject to the existing and
                              pending tenant leases and assumptions and limiting conditions stated herein.

Date of Valuation:            December 31, 1996

Date of Inspection:           January 9, 1997 and January 21, 1997

Market Value Indications
  Cost Approach:              Not Applicable
  Sales Comparison Approach:  $30,000,000 to $35,000,000
  Income Approach:            $33,000,000

Final Value Conclusion:       $33,000,000
                              ===========

LANDAUER                                                                      8
REAL ESTATE COUNSELORS


NATURE OF THE APPRAISAL

IDENTIFICATION OF THE PROPERTY AND INTEREST APPRAISED

Westshore Mall consists of 393,949 square feet of retail space situated on approximately 51.4 acres of land at the northeast corner of US-31 and James Street in Holland Township, Ottawa County, Michigan. The attached anchors, Sears, JC Penney, Younkers and Steketee's are part of the ownership. Two outlot pads and buildings are also part of the ownership, as is a strip retail center. The property is in excellent condition with no deferred maintenance noted. On-site asphalt surface parking is available with 2,292 spaces.

A copy of the legal description is included in the Addenda.

The property rights appraised in this report consist of the Leased Fee Estate. Leased Fee Estate, as defined by the Appraisal Institute Dictionary of Real Estate Appraisal, Third Edition, page 204, is:

      an ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

PURPOSE, FUNCTION AND DATE OF APPRAISAL

The purpose of the appraisal is to estimate the Market Value of the Leased Fee Estate as of December 31, 1996. The function of the appraisal is to assist Morgan Stanley Mortgage Capital, Inc. with loan underwriting.

LANDAUER                                                                      9
REAL ESTATE COUNSELORS


      The Uniform Standards of Professional Appraisal Practice defines Market Value as:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      -  Buyer and seller are typically motivated.
      - Both parties are well informed or well advised, and acting in what they consider their own best interests.
      - A reasonable time is allowed for exposure in the open market.
      - Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto.
      - The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

SCOPE OF THE APPRAISAL

The scope of this complete appraisal involved the systematic research and analysis necessary to reach a market value conclusion for the subject.

The initial step was to inspect the property, the general market area and the neighborhood. After investigating the area regarding economic, political, social and physical factors, research was conducted relevant to the valuation process, including gathering land sales, financial information, data concerning competitive shopping center properties and comparable improved sales, and other information pertinent to the valuation. This information was reviewed, confirmed and analyzed through the use of the Sales Comparison and Income Approaches to value. These approaches are detailed in the appropriate sections of the report. The Cost Approach is not considered to provide a meaningful value indication and is excluded from the analysis as agreed upon by the client.

LANDAUER                                                                     10
REAL ESTATE COUNSELORS


Lastly, a final value estimate was concluded based on the above analyses, which, in turn, were influenced by the most reliable and appropriate data. This narrative report is the result of our findings and analyses.

HISTORY OF PROPERTY

The subject property was purchased by Ivanhoe-Wilmorite Midwest, LLC. from Westshore Mall Limited Partnership on December 31, 1996 for a reported $30,159,000, net of closing costs. A 10.5 percent capitalization rate applied to the first year's income was used in developing this value. Prior to its most recent sale, the subject has been in the continuous ownership of the seller, Westshore Mall Limited Partnership, since its construction in 1988.

                               [GRAPHIC OMITTED]

                                    Area Map

                                OTTAWA COUNTY, MI
                   REGIONAL ECONOMIC & DEMOGRAPHIC FACT SHEET
                                   (1990-2001)

                                                                                              Compound Annual
                                                               1996            2001           Percent Growth
                                               1990          (est.)         (proj.)   1980-1990   1990-1996   1996-2001
                                               ----          ------         -------   ---------   ---------   ---------
Population
Ottawa County, MI                           187,768         214,965         235,865        1.8%        2.3%        1.9%
Grand Rapids-Muskegon-Holland, MI, MSA      937,891       1,010,591       1,063,089        1.1%        1.3%        1.0%
State of Michigan                         9,295,297       9,610,928       9,802,134        0.1%        0.6%        0.4%
United States                           248,708,990     265,253,151     276,918,306        1.0%        1.1%        0.9%

Households
Ottawa County, MI                            62,664          75,501          80,894        2.2%        2.7%        1.9%
Grand Rapids-Muskegon-Holland, MI, MSA      333,911         368,804         389,309        1.5%        1.7%        1.1%
State of Michigan                         3,419,331       3,626,743       3,713,927        0.7%        1.0%        0.5%
United States                            91,947,195     100,066,882     104,497,652        1.4%        1.4%        0.9%

Avg. Household Income
Ottawa County, MI                           $41,938         $48,503         $58,196        6.6%        2.5%        3.7%
Grand Rapids-Muskegon-Holland, MI, MSA      $37,744         $43,293         $51,744        6.2%        2.3%        3.8%
State of Michigan                           $38,065         $43,407         $51,764        5.6%        2.2%        3.6%
United States                               $38,464         $44,580         $53,841        6.6%        2.5%        3.8%

Per Capita Income
Ottawa County, MI                           $13,996         $16,870         $20,339        6.9%        3.2%        3.6%
Grand Rapids-Muskegon-Holland, MI, MSA      $13,438         $16,001         $19,202        6.5%        3.0%        3.7%
State of Michigan                           $14,002         $16,494         $19,746        6.2%        2.8%        3.7%
United States                               $14,220         $17,043         $20,545        6.8%        3.1%        3.8%

Aggregate Income (000)
Ottawa County, MI                            $2,628          $3,627          $4,797        8.8%        5.5%        5.8%
Grand Rapids-Muskegon-Holland, MI, MSA      $12,603         $16,171         $20,414        7.6%        4.2%        4.8%
State of Michigan                          $130,156        $158,527        $193,553        6.2%        3.3%        4.1%
United States                            $3,536,695      $4,520,610      $5,689,345        7.9%        4.2%        4.7%

Non-Agricultural Employment
Ottawa County, MI                            79,868         103,264         116,084        4.0%        4.4%        2.4%
Grand Rapids-Muskegon-Holland, MI, MSA      446,717         510,980         555,175        2.9%        2.3%        1.7%
State of Michigan                         3,970,179       4,284,925       4,557,404        1.4%        1.3%        1.2%
United States                           109,685,073     118,346,895     129,163,244        2.0%        1.3%        1.8%

Retail Sales (000)
Ottawa County, MI                                        $1,781,018      $2,370,129                                5.9%
Grand Rapids-Muskegon-Holland, MI, MSA                   $9,435,839     $12,247,136                                5.4%
State of Michigan                                       $91,523,947    $110,915,868                                3.9%
United States                                        $2,355,241,609  $2,871,024,805                                4.0%

Source: Urban Decision Systems; Market Statistics; Data Resources, Inc. Retail Sales data is for 1995 and 2000

                          Growth Rates - 1996 to 2001

                               [GRAPHIC OMITTED]

LANDAUER                                                                     12
REAL ESTATE COUNSELORS


DEMOGRAPHIC/AREA REVIEW

POPULATION TRENDS

The Grand Rapids-Muskegon-Holland Metropolitan Statistical Area (MSA) encompasses four counties in western Michigan: Ottawa, Allegan, Kent and Muskegon Counties. Henceforth in this report, whenever the MSA is referenced, it is called either the "Grand Rapids MSA" or "GR- MSA". The GR- MSA includes the cities of Muskegon, Holland and Grand Rapids, which is Michigan's second largest city.

As summarized in the table on the facing, the projected 1996 population for the Grand Rapids MSA is 1,010,591, representing an increase of 73,060 persons from 1990 levels or a 1.3 percent compound annual increase. The estimated population in 2001 is 1,063,089 persons or total increase of 52,490 persons. From 1996, the population is estimated in increase at an annual rate of 1.0 percent. In general, the compound annual growth rate for the GR- MSA is twice that of the State of Michigan and comparable to the U.S. as a whole.

INCOME LEVELS

Per capita income in the Grand Rapids MSA is projected to be $16,0001, approximately 6.1 percent lower than the national average but about the same as the State of Michigan. However, Ottawa County's per capita income is about 5.4 percent higher than the GR- MSA. A similar trend is indicated when Average Household Income is analyzed. The GR- MSA Average Household Income for 1996 is about 3.1 percent lower than the national average but about the same as the State. However, Average Household Income in Ottawa County is about 12.0 percent higher than the GR- MSA

Since 1990, per capita income in the Grand Rapids MSA has grown at a compound annual rate of 3.0 percent, consistent with Ottawa County, State of Michigan and nation. This growth rate is expected to increase to 3.7 percent through 2001, an increase consistent with state and national projections.

LANDAUER                                                                     13
REAL ESTATE COUNSELORS


EMPLOYMENT

The Grand Rapids MSA has historically served as a manufacturing center where nearly 30 percent of its workers are employed in the industrial sector. The GR-MSA has the highest concentration of manufacturing employees in the nation. Furthermore, the trade and services employment sectors have a substantial presence in the area. DRI/McGraw-Hill reports that manufacturing employment grew by about 3.9 percent per year over the last two years, but they are predicting total manufacturing growth will slow by 0.3 percent in the near future.

Major employers in the GR-MSA are listed below:

                                 Major Employers
                                Grand Rapids MSA

             Major Employers                    Services
             ---------------                    --------

             Steelcase                          Furniture Manufacturing
             Meijer                             Grocery Retail Trade
             Amway                              Health-Care Services
             General Motors                     Automotive Manufacturing
             Butterworth Hospital               Health-Care Services
             D&W Food Centers                   Grocery Retail Trade
             Miko Care                          Health-Care Services
             Blodgett Memorial Medical Center   Health-Care Services
             St. Mary's Health Services         Health-Care Services
             Old Kent Bank and Trust            Financial Services

An historical perspective of the area's unemployment rate suggests that there is some economic stability. It is important to note that the unemployment rates for the GR-MSA are lower than the state and nation.

                               Unemployment Rates

                                                            Proj.
      Area              1994        1995        1996        1997
      ----              ----        ----        ----        ----

      GR-MSA            4.5%        4.1%        4.1%        4.5%
      Michigan          5.9%        5.3%        4.7%        5.0%
      United States     6.1%        5.5%        5.8%        5.7%

                               [GRAPHIC OMITTED]

                              Holland Vicinity Map

LANDAUER                                                                     14
REAL ESTATE COUNSELORS


The table on the facing page displays the employment characteristics of Ottawa County and the Grand Rapids MSA, in comparison to the state and nation. In the GR- MSA, the largest percentage of jobs (1996 estimate) is in the manufacturing sector with 29.2 percent. The services sector has 24.8 percent of the market share of employment with the trade sector having 23.9 percent. In 1990, the manufacturing share was 30.0 percent while the services and trade sectors had a
22.0 percent and 25.2 percent share, respectively. The trade sector lost a substantial market share of total employment since 1990 while the services sector posted a significant gain. The location quotient for the manufacturing and trade sectors exceed 100 percent which shows the dominance of these sectors in the overall economy.

The total employment growth in the GR-MSA was 14.4 percent (1990 to 1996) and represents a 2.3 percent annual increase. As projected, total employment will increase by 8.6 percent (1996 to 2001), an 1.7 percent annual change. By employment sector the greatest projected between 1996 and 2001, the greatest changes will be realized in the trade and services sectors

HOLLAND, OTTAWA COUNTY, MICHIGAN

Holland was settled in 1947 and officially incorporated in 1867. The area's settlers were primarily Dutch immigrants, and this Dutch influence remains today. The city of Holland is located with in Ottawa and Allegan Counties, with only about 18 percent of its population residing in Allegan County. Holland is located about 27 miles west of Grand Rapids, Michigan's second largest city, and Muskegon lies 35 mile to the north. Chicago is located 146 miles away to the west and Detroit is located 173 miles to the east. A vicinity map is found on the following facing page.

Primary highway access to the area is by way of I-96, Business Route 196 and US-31. Public transportation is provided by Dial-A-Ride. Kent County International Airport is located in Grand Rapids and is served by ten airlines, and the Muskegon County Airport is served by three airlines. Railroad passenger service is provided for by Amtrak which offers service between Holland and

                                OTTAWA COUNTY, MI
                         REGIONAL EMPLOYMENT FACT SHEET
                                   (1980-2001)

                                                                                Compound Annual
                                                                                    % Growth
                                                           1996         2001     1980 to  1990 to 1996 to   Industry    Location
                                               1990       (est.)      (proj.)     1990     1996    2001     Weight (1)  Quotient (2)
                                               ----       ------      -------     ----     ----    ----     ----------  ------------
Ottawa County, MI
Mining                                          221          133          124      9.5%    -8.1%   -1.4%        0.1%       26.3%
Construction                                  3,926        4,588        4,873      4.3%     2.6%    1.2%        4.4%       99.9%
Manufacturing                                30,370       38,011       39,639      3.2%     3.8%    0.8%       36.8%      238.2%
Transportation & Utilities                    2,718        2,855        3,102      3.8%     0.8%    1.7%        2.8%       53.5%
Trade                                        15,099       19,336       22,377      3.9%     4.2%    3.0%       18.7%       79.5%
Finance, Insurance & Real Estate              2,346        3,276        3,658      5.0%     5.7%    2.2%        3.2%       54.6%
Services                                     15,577       23,026       28,411      7.5%     6.7%    4.3%       22.3%       78.4%
Government                                    9,611       12,039       13,900      2.1%     3.8%    2.9%       11.7%       70.2%
                                              -----       ------       ------      ---      ---     ---        ----        ----

Total Non-Agricultural Employment            79,868      103,264      116,084      4.0%     4.4%    2.4%      100.0%      100.0%

--------------------------------------------------------------------------------------------------------------------------------

Grand Rapids-Muskegon-Holland, MI, MSA
Mining                                          977          888          833      5.0%    -1.6%   -1.3%        0.2%       35.4%
Construction                                 19,623       21,346       22,152      3.2%     1.4%    0.7%        4.2%       93.9%
Manufacturing                               133,998      149,028      149,086      1.5%     1.8%    0.0%       29.2%      188.7%
Transportation & Utilities                   16,488       17,569       18,280      1.1%     1.1%    0.8%        3.4%       66.5%
Trade                                       112,650      122,160      135,372      4.2%     1.4%    2.1%       23.9%      101.5%
Finance, Insurance & Real Estate             17,766       21,218       22,697      3.5%     3.0%    1.4%        4.2%       71.4%
Services                                     98,081      126,711      149,689      5.1%     4.4%    3.4%       24.8%       87.2%
Government                                   47,133       52,060       57,066      0.8%     1.7%    1.9%       10.2%       61.3%
                                             ------       ------       ------      ---      ---     ---        ----        ----

Total Non-Agricultural Employment           446,717      510,980      555,175      2.9%     2.3%    1.7%      100.0%      100.0%

--------------------------------------------------------------------------------------------------------------------------------

State of Michigan
Mining                                        9,397        7,644        7,156     -2.8%    -3.4%   -1.3%        0.2%       36.4%
Construction                                142,525      161,758      163,754      1.9%     2.1%    0.2%        3.8%       84.9%
Manufacturing                               943,721      945,989      923,264     -0.6%     0.0%   -0.5%       22.1%      142.8%
Transportation & Utilities                  158,390      165,994      167,790      0.4%     0.8%    0.2%        3.9%       74.9%
Trade                                       949,446    1,020,203    1,102,603      2.6%     1.2%    1.6%       23.8%      101.0%
Finance, Insurance & Real Estate            190,950      197,776      206,599      2.0%     0.6%    0.9%        4.6%       79.4%
Services                                    941,656    1,143,427    1,302,597      3.9%     3.3%    2.6%       26.7%       93.8%
Government                                  634,092      642,145      683,638      0.1%     0.2%    1.3%       15.0%       90.2%
                                            -------      -------      -------      ---      ---     ---        ----        ----

Total Non-Agricultural Employment         3,970,179    4,284,925    4,557,404      1.4%     1.3%    1.2%      100.0%      100.0%

--------------------------------------------------------------------------------------------------------------------------------

United States
Mining                                      706,935      580,297      555,131     -3.6%    -3.2%   -0.9%        0.5%      100.0%
Construction                              4,999,505    5,265,186    5,550,150      1.5%     0.9%    1.1%        4.4%      100.0%
Manufacturing                            19,114,481   18,291,693   18,206,940     -0.6%    -0.7%   -0.1%       15.5%      100.0%
Transportation & Utilities                5,788,409    6,121,598    6,348,340      1.2%     0.9%    0.7%        5.2%      100.0%
Trade                                    25,866,231   27,888,031   31,009,236      2.4%     1.3%    2.1%       23.6%      100.0%
Finance, Insurance & Real Estate          6,692,006    6,881,294    7,374,991      2.6%     0.5%    1.4%        5.8%      100.0%
Services                                 27,876,068   33,655,628   38,961,776      4.5%     3.2%    3.0%       28.4%      100.0%
Government                               18,641,411   19,663,109   21,156,568      1.2%     0.9%    1.5%       16.6%      100.0%
                                         ----------   ----------   ----------      ---      ---     ---        ----       -----

Total Non-Agricultural Employment       109,685,073  118,346,895  129,163,244      2.0%     1.3%    1.8%      100.0%      100.0%

--------------------------------------------------------------------------------------------------------------------------------

                              Change in Employment

                               [GRAPHIC OMITTED]

Source:  Data Resources, Inc.
1) Number of jobs in this industry as a percentage of the total jobs in all industries.
2) The industry weight for the area referenced here (either county, MSA or state) divided by the industry weight for the nation.

LANDAUER                                                                     15
REAL ESTATE COUNSELORS


Chicago. Rail freight service is provided by CSX. Holland also has access to commercial Great Lakes shipping through the major Lake Michigan ports at Muskegon and Grand Haven.

The projected 1996 population of the Holland area (Ottawa County) is 214,965 which is an annual increase of 2.3 percent over the 1990 population of 187,768. The population estimate for 2001 is 235,865, an annual increase of 1.9 percent. There are about 73,501 households which would mean there are 2.9 persons per household in 1996. Households are estimated to increase to 80,894 in 2001, and the average household size would be the same at 2.9 persons.

Holland has a diverse housing market with homes as large as 10,000 square feet found on Lake Macatawa. Holland's older residential areas a located south of downtown between Michigan Avenue and State Street. There are a number of apartment and condominium developments in the Holland area. According the Holland Chamber of Commerce and 1990 census data, average home prices in the Holland area are about $74,600 slightly higher than Michigan's average home value of $60,600. New home construction averages about $134,500. Apartment rents are about $402 per month in Ottawa County and $305 per month in Allegan County.

The employment base of the Holland area is also diverse and includes three primary industries which account for about 60 percent of the employment opportunity. Office furniture manufacturing, food processing and automotive component manufacturing are the three largest employment groups. The Haworth Company manufactures office furniture and is Holland's largest employer with 6,000 employees worldwide and 3,500 employees located in Holland. Herman-Miller, Inc. in Zeeland, has 6,000 worldwide employees with 2,800 in the west Michigan area. The Prince Corporation and Donnelly Corporation both manufacture automotive components and employ 4,500 and 1,600 persons, respectively. Food processing companies are represented by Bil Mar Foods (1,500 employees), Planters Lifesavers Company and Heinz, USA.

Retail development is located throughout the area with the area along US-31 near Business Route 196 at James Street becoming the primary retail area. Found at this location are the Westshore Mall,

LANDAUER                                                                     16
REAL ESTATE COUNSELORS


Horizon Outlet Center, Target, Kohl's, Sam's Club and WalMart. Downtown Holland is a unique shopping district with about 70 specialty stores and restaurants. Downtown Holland has a snow melt system in four blocks of the shopping district. Retail sales in the Ottawa County are projected to be $2,370,129,000 in 1996 up from $1,1781,018,000 in 1990; this is an increase of 5.9 percent per year.

                        Employees With Over 500 Employees
                                Holland, Michigan

                    Name                       Product
                    ----                       -------

                    Herman Miller, Inc.        Modular Office Systems
                    Haworth Co.                Office Furniture
                    Donnelly Corp.             Automotive Mirrors
                    Bil Mar Foods              Turkey Products
                    Prince Corp.               Auto Interior Components
                    Perrigo Co.                Health & Beauty Products
                    Planters Lifesavers        Confections
                    Hart & Cooley, Inc.        Heating/Cooling Registers
                    S2 Yachts                  Boat Manufacture
                    Thermotron Industries      Environmental Test Equipment

According to data published by the Holland Chamber of Commerce, the 1995 civilian labor force of Ottawa County totaled 113,175 persons, with 108,225 persons employed. This results in an unemployment rate of 4.4 percent. In the 12 years between 1983 and 1994, the unemployment rate of Ottawa County has declined from 10.2 percent (1983) to 3.8 percent (1994) and averaged 6.2 percent. Although the 1995 unemployment data indicates a slight rise in the rate from the previous year, the rate is well below the 12-year average. Between 1993 and 1995, the unemployment rate has averaged 4.3 percent. For the time being, employment in the area could be considered stabilized.

CONCLUSION

The Grand Rapids MSA and Ottawa County demographic and economic characteristics suggest stability. Population and income are estimated to increase at rates that are similar to the State of Michigan and the nation. The MSA area unemployment level is stabilized at about 4.4 percent. The MSA has a diverse manufacturing economy which office furniture, food processing and automobile

LANDAUER                                                                     17
REAL ESTATE COUNSELORS


component manufacturing companies representing the foundation of the employment base. Recreation and tourism are also major components of the local economy. Retail sales have increased at a brisk annual rate of 5.9 percent in Ottawa County and 5.4 percent in the MSA. The economic characteristic and trends of the MSA and Ottawa County provide a favorable influence on the subject, Westshore Mall, as a retail center and regional mall serving the Holland area.

                               [GRAPHIC OMITTED]

                                Neighborhood Map

LANDAUER                                                                     19
REAL ESTATE COUNSELORS


NEIGHBORHOOD ANALYSIS

The subject property is located in the north of the city of Holland in Ottawa County, Michigan at James Street and US-31. Ottawa County as well as Allegan, Kent and Muskegon Counties comprise the Grand Rapids-Muskegon-Holland, Michigan Metropolitan Statistical Area (MSA). The immediate neighborhood is considered a commercial strip on both sides of US-31, centering on James Street. The neighborhood boundaries are Riley Street on the north, Business Route 196 on the south, 128th Avenue on the west and 120th Avenue on the east. Extending beyond US-31, the area is considered suburban to the west and rural to the east. A neighborhood map on the previous page shows the general neighborhood boundaries; also, the photographs in the front of the report show the land uses around the subject.

US-31 is a multi-lane highway that links Muskegon, Grand Haven and Holland with I-96. Riley, James and Lakewood Streets are east-west local streets. Eighth Street, located south of Business Route 196, provides access to Downtown Holland. The interchange of US-31 and Business Route 196 is located about one mile south of the subject, and Business Route 196 connects with I-96 about 5-miles east of US-31. Also, US-31 has an interchange with I-96 south of Holland about 6-miles from the subject.

The area is primarily developed with retail uses including the Westshore Mall, Horizon Outlet Center, Sam's Club, WalMart, Lowes, Circuit City, Target and Kohl's. Other retailers include Ark Van, New York Carpet World, General Food Service, and Pier One Imports. There are numerous hotels located in the neighborhood including Hampden Inn, Fairfield Inn, Queen's Inn and Country Inn. Restaurants include Arby's, McDonalds, Red Lobster, Mesquite Willies, Branns and Steak N' Shake.

There is an abundance of vacant land zoned for commercial development in the neighborhood. Recent commercial land sales range from $46,000 to $75,000 per acre for development sites and $275,000 to $405,000 for pad sites located along US-31. At present, only a small amount of commercial development is being contemplated in the area, as reported by the Holland Township Zoning official. It

LANDAUER                                                                     20
REAL ESTATE COUNSELORS

is reported that an assemblage of sites is being undertaken at the southeast corner of Riley Street and US-31 and that a service station development might be located on the assembled parcel. Most vacant land is located north of the subject; however, it is noted that the mall ownership has about 21.5 acres of commercial land and pad sites available for commercial development.

The neighborhood is a developing area, and the potential for more residential development enhances the continued use of the subject as a regional mall. It is unlikely that another regional mall will be developed in the neighborhood; however, the abundance of vacant commercially zoned land suggests that other commercial development could potentially provide competition for the Westshore Mall tenants. The additional development of off-price retailers and discounters such as Target, WalMart and Sam's Club and the potential for other departments stores such as Kohl's could pose a risk to the future retail sales at the subject.

LANDAUER                                                                     21
REAL ESTATE COUNSELORS


RETAIL MARKET OVERVIEW

OVERVIEW

Westshore Mall is the Holland area's first regional mall. Other regional malls are located in the Grand Rapids MSA including Westwood and Eastbrook in Grand Rapids, Muskegon Mall in Muskegon and The Orchards Mall in Benton Harbor. A new regional mall is planned for Grandville, Michigan about 20-miles east of the subject on I-96. Also competing for customers are a number of free-standing department and discount stores.

Department stores serving the area include Kohl's, Sears, JC Penny, Steketee's and Younkers. Sears, JC Penney, Steketee's and Younkers are represented at the subject and most of the other regional shopping centers. Wholesale clubs and big-box retailers such as Target, Sam's Club and WalMart are active in the area.

TRADE AREA DELINEATION

The ability of a retail store or group of stores to attract customers from within a specific market is limited by physical (geographic) are retail merchandising constraints. Consideration must be given to such factors as distance, driving times, the access convenience provided by existing and future highway systems, distribution of the resident population within the related region and the natural as well as man-made barriers which direct or channel the movement of residents within the area, (such as rivers, large bodies of water, marshlands, large public open spaces, political boundaries, and expressways or railroads). Other factors such as merchandising profile and strength exhibited by on-site retailers relative to competing shopping facilities may also have a profound impact on the trade area's definition.

Typically, the majority of a mall's recurring sales are generated by residents located within a "Primary Trade Area", while additional sales are generated by persons residing outside of this area, either in a "Secondary Trade Area" or outside of the region altogether. The subject property is a suburban mall,

LANDAUER                                                                     22
REAL ESTATE COUNSELORS


located in an area having a relatively low population density. In a "shopper exit interview study" performed by the previous owner and manager, about 48.6 percent of all shoppers reside in an area with Holland, Michigan zip codes. The remaining 51.4 percent of shoppers are located in Zeeland, Grand Haven, and other surrounding communities. Grand Rapids and Muskegon were not mentioned in the exit survey. However, it was reported to the appraisers by the mall management, that Holland area shoppers would travel to Woodland Mall in Grand Rapids as an alternative to the subject primarily because of the larger size of Woodland Mall and its large anchors.

According to the exit survey, the Westshore Mall trade area consists of the townships of Spring Lake, Grand Haven, Allendale, West Olive, Zeeland, Husdonville, Holland, Saugatuck, Hamilton and Fennville. In general the trade area is linear, radiating along US-31 and Business Route 196. The distance of the trade area boundaries vary from the subject, but most of the shoppers appear to come from an area within 15-miles. For the analysis, we have chosen an area contained within a 15-mile radius from the subject property.

TRADE AREA POPULATION

The table below shows the population of the subject's trade area, comparing the 1990 census data with 1996 estimates and 2001 projections. Urban Decision Systems, Inc. (UDS) estimates the 1996 trade area population was 170,301 persons, and this is a 16.6 percent increase from 1990 census levels. Based on the 2001 population projections, the total population is expected to increase an additional 11.1 percent. The upward trend is a characteristic of a growing community having and abundance of vacant land for expansion and growth.

                                 Westshore Mall
                         Trade Area Population Estimates

                                  1990 Census  1996 Est.  2001 Proj.
                                  -----------  ---------  ----------

            Trade Area              146,041      170,301     189,227
            Grand Rapids MSA        937,891    1,010,591   1,063,089


----------
Source:  Urban Decision Systems, Inc.

LANDAUER                                                                     23
REAL ESTATE COUNSELORS


The preceding table shows population in the trade area increasing from 1996 to 2001 at a compound annual rate of 2.13 percent. This is above the 1.0 percent compound annual growth expected for the GR- MSA.

The following table displays the number of households included in the trade area as estimated by UDS. As with population, the total number of households in the trade area has increased 19.3 percent from 1990 census figures, a trend expected to continue at a slower rate (11.1 percent ) through the year 2001. Compared to the MSA, the trade area households have increased and are projected to increase at a faster rate.

                                 Westshore Mall
                         Trade Area Household Estimates

                                  1990 Census  1996 Est.  2001 Proj.
                                  -----------  ---------  ----------

            Trade Area              48,211      57,514      64,091
            Grand Rapids-Holland   333,911     368,804     389,309


----------
Source:  Urban Decision Systems, Inc.

INCOME ESTIMATES AND COMPARISONS

The income characteristics of the population of the subject property's trade area has a direct bearing on the property's economic viability. The following table presents a comparison of the income characteristics of the subject property's trade area to the Grand Rapids MSA and the nation.

                                 Westshore Mall
                       Average Household Income Comparison

                                 1990 Census   1996 Est.   2001 Proj.
                                 -----------   ---------   ----------

            Trade Area             $42,268     $48,650      $58,148
            Grand Rapids MSA       $37,744     $43,293      $51,744
            United States          $38,464     $44,680      $53,841


----------
Source: Urban Decision Systems, Inc.

LANDAUER                                                                     24
REAL ESTATE COUNSELORS


The preceding table indicates that the average household income level for the trade area is slightly above that of the GR- MSA and the nation. Since the 1990 census, the trade area has seen average household income increase at a compound annual rate of 2.4 percent, in comparison to 2.3 percent for the GR- MSA and a
2.5 percent for the nation. The average household income for the trade area is projected to be faster over the next five years, with a compound annual growth rate of 3.6 percent projected through 2001. This is about the same for the GR-MSA and slightly slower than the nation.

TRADE AREA EXPENDITURE POTENTIAL

The retail expenditure potential of the subject property's trade area is key to the mall's success. Landauer estimates the retail expenditure potential of a mall's trade area using a three step process: First, the total gross income of the trade area is calculated by multiplying the average 1990, 1996 and 2001 household income by the number of households; Second, the total gross income is multiplied by a disposable income factor (income remaining after taxes); and Third, disposable income is multiplied by a GAFO factor (the percentage of expenditures for general merchandise, apparel, furnishings and other retail purchases--the expenditure categories most directly related to a typical regional mall tenant mix) to estimate the amount of trade area income available for retail purchases. The disposable income factor in Michigan was estimated to be approximately 86.8 percent in 1990 and 86.9 percent for 1996 and 2001. GAFO expenditures (expenditures for general merchandise, apparel, furnishings and other retail purchases) are estimated to be 20.0 percent of disposable income. For purposes of comparison, the expenditure calculations for the subject trade area are illustrated below for the years 1990, 1996 and 2001.

LANDAUER                                                                     25
REAL ESTATE COUNSELORS


                                 Westshore Mall
                          Trade Area GAFO Expenditures

                                         1990        1996         2001
                                       --------    --------     --------

            Total Households              48,211      57,514      64,091
            Average Household Income     $42,268     $48,650     $58,148

            Total Income (000)        $2,037,783  $2,798,056  $3,726,763

            Disposability Factor           0.868       0.869       0.869
            Disposable Income (000)   $1,768,796  $2,431,511  $3,238,557

            GAFO Factor                     0.20        0.20        0.20
            GAFO Expenditures (000)     $353,759    $486,302    $647,711


----------
Source:  Urban Decision Systems, Inc., Landauer Associates, Inc.

GAFO expenditures are projected to increase by 5.9 percent per year between 1996 and 2001 which is faster than the 5.5 percent annual rate from 1990 to 1996. In our analysis, we are projecting 1997 mall sales to be $70,273,000, inclusive of all anchors which is expected to increase to $80,269,000 by 2001, a 4.0 percent annual growth rate. Our sales projections indicate that the Westshore Mall is expected to capture 13.7 percent of potential trade area GAFO expenditures in 1997, declining to a 12.4 percent capture rate by 2001. Typical capture rates for regional malls range between 7.0 and 15.0 percent of GAFO and the subject's capture rate is within the range. Also, affecting total sales would be the amount of sales at Steketee's which are well below the sales reported for Sears, JC Penney and Younkers. The new owner of Westshore Mall has indicated the low sales for this anchor represents a potential for future growth by replacing it with a stronger anchor, should the opportunity present itself..

Growth rates for retail sales and market rents used later in this appraisal are developed based on projected growth in trade area retail expenditures. Utilizing the above analysis, historic and projected compound annual sales growth figures are extracted and analyzed. Between 1990 and 1996, estimated GAFO sales grew at a compound annual rate of 5.4 percent. Between 1996 and 2001, GAFO sales are expected to grow at a slightly faster rate of 5.9 percent. However, as there is potential for future competition with the development of Gandville Mall and future commercial development in the

LANDAUER                                                                     26
REAL ESTATE COUNSELORS


neighborhood, we have tempered the growth rate and have applied a general inflation rate of 3.5 percent.

COMPETITIVE RETAIL ANALYSIS

Westshore Mall is a strong performer within its market. The center's location, size and tenant mix all act to enhance its competitive position and is considered superior to its competing malls. The merchandise mix of the center appears to cater well to the population within its market. However, the subject is a small retail mall and significant retail dollars apparently go to the power center developments located nearby, with fashion expenditures going outside the market area to Woodland Mall in Grand Rapids.

Retail development in the MSA has been driven by national and regional big-box retailers. Also, discount department stores (Target, WalMart, Sam's Club and Kohl's) are continuing to expand in the market area. In the last few years a number of category killers have built facilities in the Grand Rapids area to gain market share and distribution and advertising efficiencies. These stores include Meijer's, Target, Barnes & Noble and others. Kohl's, Elder-Beerman and Toys R Us are also entrants into the market.

There are no commercial market reports which detail market statistics for the Holland area; however, the Holland Chamber of Commerce estimates a total retail GLA of 2,010,000 square feet with about 520,000 square feet in the Westshore Mall development, including the mall, Target and Kohl's. There is a factory outlet development adjacent to the subject, south of James Street.

Several retail mall developments, including Muskegon Mall (Muskegon), Woodland and Eastbrook Malls (Grand Rapids) and Orchard Mall (Benton Harbor) provide some competition for the subject. Woodland Mall is considered the strongest competitor for the subject. Future developments include a shopping center proposed by Horizon in Fruitport which may not occur and Grandville Mall in

LANDAUER                                                                     27
REAL ESTATE COUNSELORS


Grandville which is proposed to be opened in 1998 or 1999 by General Growth Properties. Numerous department stores and the retail shops in Downtown Holland also provide competition for the subject.

o Woodland Mall is anchored by JC Penney, Sears and Hudson's and contains approximately 1,100,000 square feet of retail space including the anchors. The enclosed mall area contains about 425,000 square feet, and there are about 135 stores of which nine were vacant when the mall was inspected. The mall does not have a dedicated food court area. First opened in 1968, this center is owned and managed by The Taubmann Company. The mall's appearance is dated, but sales are reported to be high because of the lack of competition in the metropolitan area. Economic data on the mall are not available from the owner/manager but other area brokers report mall sales upwards from $350 per square foot and rents upwards from $35 per square foot.

o Eastbrook Mall is located near Woodland Mall and is managed by Visser Development, Inc. This is a single-level mall anchored by Steketee's and non-typical regional mall anchors including Kingman's Furniture Store, Minard's and Burlington Coat Factory. The mall first opened in 1969, and its appearance is dated. The mall contains about 950,000 square feet with the anchors and 375,000 square feet without the anchors. On the day of inspection the mall had about five vacant units. This mall is not considered to be a strong competitor for the subject as its in-line tenant sales are reported to be about $173 per square foot with rents in the range of $10 to $18 per square foot.

o Muskegon Mall is located in downtown Muskegon; anchored by Steketee's and Sears, it first opened in 1976. The mall contains about 600,000 square feet, including anchors and 460,000 square feet, excluding the anchors. Of the 48 in-line stores at the mall, only one appeared vacant when the mall was inspected. This mall is reported to be a poor performer with in-line tenant sales of about $190 per square foot and rents between $8 and $16 per square foot. The mall is reported to be marketed for sale

LANDAUER                                                                     28
REAL ESTATE COUNSELORS


      between $12 and $14 million dollars with no potential purchasers. This mall is not considered to be a strong competitor for the subject.

o Orchard Mall is located in Benton Harbor, and its distance from the subject makes it a weak competitor for the subject. This mall first opened 1979 and was last renovated in 1993. The mall is anchored by Elder-Beerman, JC Penney and Sears. With anchors, the mall contains about 530,000 square feet with in-line tenant space of about 230,000 square feet. At the time of inspection there were 33 vacancies out of about 87 in-line tenant stores. No other data is available for the mall.

In addition to the above described mall, local retail competition is provided by a number of department stores in the vicinity of the subject and the specialty shops located in downtown Holland. North Park Plaza is located at the southwest corner of US-31 and James Street. This 326,000 square foot shopping center was built in 1994 and is anchored by Sam's Club and WalMart. Kohl's and Target also have a presence in the market place with stores located near the subject. The specialty shops in Downtown Holland total about 300,000 square feet and presents a unique shopping experience for customers. Lakeshore Marketplace is located in Norton Shores, just south of Muskegon. This 503,000 square foot center was developed by Horizon in 1995 and is anchored by Elder-Beerman, Toys R Us, Ben Franklin and Witmark.

Two new retail projects are planned for future development in the GR- MSA. These projects, when built, could provide additional competition for the subject.

o Lakeshore Mall, located in Fruitport, south of Muskegon, is 710,000 square foot retail center proposed by Horizon. No anchors have been identified, and this development may not occur.

o Grandville Mall is located south of I-96 approximately 25 minutes drive from the subject in Grandville, Michigan. This regional mall is planned to contain about

LANDAUER                                                                     29
REAL ESTATE COUNSELORS


      1,100,000 square feet with a planned opening no earlier than 1998. Anchors competitive with the subject and Woodland Mall are anticipated. Holland area customers that patronize Woodland Mall will likely be diverted to Grandville Mall. Although the Westshore Mall would be somewhat negatively affected by Grandville Mall, primarily because of its larger size and greater number of potential stores, the development of the mall would impact Woodland Mall to a greater degree because of its ease of access to customers living on the west side of Grand Rapids.

With the exception of Grandville Mall and Lakeshore Marketplace, we have no knowledge of any new retail center additions which are currently planned for this market area. However, the abundance of zoned commercial land in the neighborhood of the subject presents an opportunity for a large amount of commercial development if market economics warrant.

                                [GRAPHIC OMITTED]

                            Westshore Mall Site Plan

LANDAUER                                                                     30
REAL ESTATE COUNSELORS


PROPERTY DESCRIPTION

SITE ANALYSIS

The subject site is located at the northeast corner of US-31 and James Street in Holland Township, Ottawa County, Michigan. The site is bounded by James Street on the south, US-31 on the west and Felch Street on the north. On the east, the subject adjoins an Ottawa County office building. All the usual public utilities are available to the site. A site plan with the Westshore Mall, anchors, outlots and plaza strip center are outlined. No soils tests were available for our review, and we assume that no adverse soil conditions exist. The area contained in the ownership is summarized below with the data in bold representing the developed sites.

                              Shopping Center Site

                        Parcel              Size (Acres)
                        ------              ------------

                        Developed Sites
                        Mall and Anchors       40.87
                        Plaza                   5.92
                        Outlots                 4.63
                                                ----
                        Total Developed        51.42

                        Undeveloped Sites
                        Outlot                  1.31
                        Outlot                  5.24
                        Retention Pond          9.98
                        East of Kohl's          6.00
                                                ----
                        Total Vacant           22.53
                                               -----

                        Total Center           73.95
                                               =====

The site is irregular in shape but generally at grade with its fronting streets, US-31 and James Street. According to the Holland Township Engineering Department, the subject property is identified on Flood Insurance Rate Map
(FIRM) 260492-0003D (Panel 3 of 7) dated September 28, 1990. The subject is included in Zone X (Unshaded) which is the area outside of the 500-year flood plain.

LANDAUER                                                                     31
REAL ESTATE COUNSELORS


ACCESS AND VISIBILITY

Visibility to the site is good from both US-31 and James Street. Access is available directly from James Street but indirectly from US-31 at Felch Street. Signal lights permitting full turning movements area located at the subject on James Street and at US-31 and Felch Street. US-31 is a major thoroughfare connecting Holland with Muskegon.

ZONING

The subject property is zoned C-2, General Commercial Business, by Holland Township. This zoning classification allows a variety of commercial and office uses, including retail. It appears that the subject improvements are in conformance with the zoning ordinance. A copy of the zoning ordinance is retained in our files.

REAL ESTATE TAXES

The subject falls within the tax jurisdiction of the Holland Township, Ottawa County, Michigan. Real estate taxes in the State of Michigan are assessed at
50.0 percent of the property's estimated True Cash Value.. Real estate taxes are paid on a calendar year system and are due and payable in July and December of each year. The 1997 Assessments and Tax Rates were not yet available as of the effective date of this analysis.

Effective May 1, 1994, Michigan voters passed Proposition A, which shifted part of the burden of funding education from local property taxes to the state sales tax. The subject property's real estate taxes for year end 1995 reportedly take into account any changes in the tax structure created by this legislation. It is imperative to note that with the passage of Proposition A came a mandatory cap on tax increases, the equivalent of which may not exceed the lower of 5.0 percent or the previous year's rate of inflation for the state of Michigan. According to Township officials, the 1996 rate of inflation for the state of Michigan was 2.6 percent. Therefore, unless a municipality's overall Tax Rate is changed,

                      WESTSHORE MALL ASSESSMENTS AND TAXES

                                                                                    Preliminary
                        Year                     1994          1995          1996          1997
Tax Parcel Number       Millage Rate          42.9602       43.1602        42.918        42.918
===============================================================================================
Plaza (Strip Center)    True Cash Value   $ 1,564,600   $ 1,676,600   $ 1,863,000   $ 1,866,400
70- 16- 16- 400- 048    Assessed Value    $   782,300   $   838,300   $   931,500   $   933,200
                        Taxable Value     $   782,300   $   838,300   $   861,772   $   885,901
                        Real Estate Tax   $    33,608   $    36,181   $    36,986   $    38,021

First Am. Bank          True Cash Value   $   719,600   $   746,400   $   870,000   $   863,000
70- 16- 16- 400- 053    Assessed Value    $   359,800   $   373,200   $   435,000   $   431,500
                        Taxable Value     $   359,800   $   369,154   $   379,490   $   390,115
                        Real Estate Tax   $    15,457   $    15,933   $    16,287   $    16,743

Jose Babushka           True Cash Value   $ 1,249,600   $ 1,276,200   $ 1,552,200   $ 1,558,000
70- 16- 16- 400- 060    Assessed Value    $   624,800   $   638,100   $   776,100   $   779,000
                        Taxable Value     $   624,800   $   638,100   $   655,966   $   674,333
                        Real Estate Tax   $    26,842   $    27,541   $    28,153   $    28,941

Westshore Mall          True Cash Value   $22,539,800   $23,318,200   $26,611,600   $26,717,200
70- 16- 16- 400- 065    Assessed Value    $11,269,900   $11,659,100   $13,305,800   $13,358,600
                        Taxable Value     $11,269,900   $11,562,917   $11,886,670   $12,219,500
                        Real Estate Tax   $   484,157   $   499,058   $   510,152   $   524,437

Mall Totals             True Cash Value   $26,073,600   $27,017,400   $30,896,800   $31,004,600
All parcel numbers      Assessed Value    $13,036,800   $13,508,700   $15,448,400   $15,502,300
                        Taxable Value     $13,036,800   $13,408,471   $13,783,898   $14,169,849
                        Real Estate Tax   $   560,064   $   578,712   $   591,577   $   608,142

LANDAUER                                                                     32
REAL ESTATE COUNSELORS


1997 real estate taxes for a specific property can not exceed a 2.6 percent increase over 1996 levels. Capped tax increases do not apply however, if a property transfers ownership, or if additional site or building improvements are incorporated. As the subject sold in December 1996, it is likely the tax cap will be removed.

The subject property is currently divided into five separate tax parcels as identified in the chart on the facing page. We note that the Assessor's true cash value is about $31,000,000 compared to the sale price of $30,159,000 which is net of sales costs and the value indication of $33,000,000. As the true cash value is near the reported sale price, it is likely that the taxable value for the subject property will be reestablished with the property reassessed in 1998. Because of the sale and removal of the tax cap, the taxes for the subject could increase by about 10.0 percent provided that the millage rate remains the same as in 1996. As it is unknown what the assessor will do when the sale is reported, we have elected to not increase the taxes because of the sale of the subject property, and have applied the 1997 preliminary tax amount of $608,142. As applied in the analysis, the real estate taxes are projected to increase at an annual rate of 3.5 percent per year.

IMPROVEMENTS

Westshore Mall is a single-level, masonry and steel, regional shopping center containing a total of 393,949 square feet including enclosed mall, four anchor stores, two outlots and a strip center (Plaza). The subject property consists of 143,034 square feet of in-line stores in the enclosed mall. The center's square footage is distributed as follows:

                               [GRAPHIC OMITTED]

                          Westshore Mall Single Level

LANDAUER                                                                     33
REAL ESTATE COUNSELORS


                                 Westshore Mall
                                Area Delineations
                                  (square feet)

                        Enclosed Mall Stores   143,034

                        Sears                   52,515
                        Younkers                69,148
                        Steketee's              40,755
                        JC Penney               51,399
                                                ------
                         Anchor Total          213,817

                        First of America         2.236
                        Jose Babushka            8,775
                                                 -----
                         Total Outlots          11,011

                        Plaza Center            26,087
                                                ------

                        Mall Total             393,949
                                               =======

Westshore Mall was available for occupancy in late 1988, and most leases reflect a 1988 or 1989 start date. The total mall occupancy (all tenants) is currently
98.3 percent. All of the vacancy is located in the enclosed mall which has three vacant units and one leased to a temporary tenant. The vacant units are highlighted in the plan on the facing page. For calculating the occupancy, we have included the temporarily occupied unit as a vacant unit. The enclosed mall area is presently about 96.4 percent occupied.

The following is a brief description of the physical components of the subject property.

Foundations:            Spread reinforced concrete footings.

Exterior Walls:         Brown brick over concrete block.

Roof: Single ply membrane over R-13 rigid insulation. The membrane is covered with a rock ballast.

Ceilings:               Sheet rock and dropped ceilings with skylights the mall.

Floor:                  Ceramic floor tile on the mall corridor.

LANDAUER                                                                     34
REAL ESTATE COUNSELORS


Lighting:               Metal halide down lights with skylights in the mall
                        corridor. Because of the large number of skylights, natural light is abundant in the mall.

HVAC System: All mall tenants are heated by individual packaged units located on the roof. The mall has packaged units located on the roof. Anchor tenants have separate HVAC systems.

Fire Protection:        The shopping center is fully  sprinklered  with
                        a wet system.

Condition:              Based on our inspection, the property is considered to
                        be in excellent condition with no deferred maintenance noted. The center is of average-quality construction with an appealing single-level design. Circulation and parking are adequate and appropriate for a multi-tenant shopping center. Sears contains an automotive center, and it is reported that Sears disposes used oil in an above ground container before recycling. It is reported that their are no detrimental environmental issues associated with Westshore Mall.

LANDAUER                                                                     35
REAL ESTATE COUNSELORS


HIGHEST AND BEST USE

Highest and best use is defined in The Appraisal of Real Estate, 10th Edition, as: The reasonably, probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and that results in the highest value.

Inherent in this definition is the separation of land and improvements. That is, the highest and best use for the land, as if vacant and available, could be different from the highest and best use of the improved property. All criteria must be met separately for both land and improvements.

AS IF VACANT

The subject property is located on a well-traveled highway. The best potential use would be one that benefits from the site's exposure and accessibility. The existing terrain is suitable for almost any type of commercial development. The property is zoned for commercial development and has been approved as a regional shopping center site by Holland Township. Surrounding land uses include residential, commercial and office developments with commercial use as the dominant use. Considering these factors, the highest and best use of the site, if vacant, would be for a regional shopping center.

AS IMPROVED

The appraised property is improved with a regional shopping center. The design and layout of the center are suitable for typical tenant needs. Having analyzed competing retail centers, as well as the property's location, design, and condition, we conclude that the present use represents the highest and best use of the site, as improved.

LANDAUER                                                                     36
REAL ESTATE COUNSELORS


VALUATION METHODOLOGY

All three approaches to value--the Cost Approach, Sales Comparison Approach, and Income Approach--were considered in the valuation of the Leased Fee Estate in the subject property.

The Cost Approach is based upon the theory of substitution, which implies that a prudent investor will not pay more to purchase a property than it would cost to create a comparable substitute property. The value of the underlying land as if vacant and available for development is first estimated. To this is added the estimated cost of reproducing or replacing the subject property, minus the estimated amount of any depreciation (physical and functional) and obsolescence (economic). The Cost Approach is not used in this appraisal are agreed to by the client.

The Sales Comparison Approach involves a direct comparison of the subject property with similar properties that have sold, in order to derive an estimate of market value. It is also based on the theory of substitution, and implies that a prudent investor would not pay more to buy the subject property than he would to buy an equally desirable substitute property. Because of wide differences in age, condition, tenancy, location, and (most importantly) anticipated net income, this analysis often provides only broad indications of general valuation parameters, such as price per square foot of gross building or rentable area, and overall capitalization rates.

The Income Approach is usually relied upon as the primary indicator of value when analyzing income-producing properties. Either through the direct capitalization of net income or the discounting of projected cash flows into a present worth indication, the analyst has reliable tools with which to formulate an estimate of market value. Essential to this approach is an awareness of market rents, operating costs, current investor yield requirements, and the relative risks associated with varying types of investment instruments.

Based on the methodologies of the three approaches to value, we have conducted our analysis of the subject property. Our assumptions and conclusions for each approach are presented in the following sections of the report.

LANDAUER                                                                     37
REAL ESTATE COUNSELORS


COST APPROACH

The Cost Approach to value has not been used in this report for two specific reasons: Lack of truly comparable construction cost data; and the inappropriateness of the valuation technique. Current land value and construction cost estimates may be higher or lower than those estimated in the last nine years since the mall was built; as a result, the lack of recent construction data prevents us from quantifying the changes in replacement costs. The lack of comparable regional mall development activity also precludes us from making a reliable estimate of developer's profit. What was once achievable in the market may not be achievable today, and without an active market, the estimation of an appropriate profit margin becomes even more subjective.

Income producing properties like the subject property do not lend themselves to reliable estimates of value by the Cost Approach. The purpose of this appraisal is to estimate the market value of the leased fee interest in the subject property. Because of the potential impact of above or below market leases, specific anchor tenant operating agreements, ground leases, and other unique lease requirements oftentimes found in shopping centers, the Cost Approach cannot accurately measure the effect of such factors. In addition, the Cost Approach does not reflect the motivations inherent in purchasing income-producing properties. Shopping centers in many instances require intensive leasing, management and operational skills in order to maximize their performance. The above relationships are economic in nature, and in our opinion are best measured by proper application of the Income Approach to value. As a result of this, we have not undertaken an analysis of the property by the Cost Approach as previously agreed to by the client and Landauer.

LANDAUER                                                                     38
REAL ESTATE COUNSELORS


SALES COMPARISON APPROACH

The Sales Comparison Approach to value is a technique by which market value is estimated by direct comparison of the subject property with current offerings and/or actual sales transactions of like or similar properties that occurred recently. The process is one of analyzing the listing or sale and correlating the characteristics of the property involved and the known details of the transaction so that such data can then be adjusted relative to the subject property. Consideration is given to a variety of valuation factors, including:

1)    The degree of comparability of each property with the subject property;

2) The date of the sale in relation to the date of the current appraisal, taking into account market changes during the interim;

3)    Reliability of the sales data; and

4) Appropriate adjustments for unusual conditions, if any, affecting price or terms of the sale.

To apply the Sales Comparison Approach, an appraiser considers data on sales, contracts, offers, refusals, and listings of properties considered comparable to the subject property. First, the appraiser thoroughly researches the prices, real property rights conveyed, financing terms, motivations of buyers and sellers, and transaction dates of the sale properties. Then details on each property's location, physical and functional condition, and income producing characteristics must be examined.

ELEMENTS OF COMPARISON

These are the characteristics of properties and transactions that cause the prices paid for real estate to vary. The appraiser considers and compares all differences between the comparable properties and the subject property that could affect value. Adjustments for dissimilarities are made to the price of each comparable property to make the comparable equal to the subject on the date of the appraisal.

LANDAUER                                                                     39
REAL ESTATE COUNSELORS


There are several common elements of comparison that should always be considered in a sales comparison analysis. Each is described as follows:

Real Property Rights Conveyed: A transaction price is always predicated upon the real property interest conveyed. Many types of real estate, particularly income producing property, are sold subject to existing leases. The revenue generating potential of a property is often fixed or limited by the terms of existing leases. In the valuation process, adjustments must be made to any limitations which may inhibit the property's ability to generate a level of net operating income constrained only by market events.

Financing Terms: The transaction price of one property may differ from that of an identical property due to different financing arrangements. Estimates of market value are generally based upon an all cash basis or subject to financing terms typically available in the market. Calculations for atypical financing vary depending upon the type of financing arrangement and the market perceptions of the added value. These adjustments are commonly referred to as "cash equivalency".

Conditions of Sale: These adjustments usually reflect the motivations of the buyer and the seller. When non-market conditions of sales are detected in a transaction, e.g. distressed sale, related parties or foreclosure, the sale can be used as a comparable only after extensive investigation. The motivations of the sale must be thoroughly researched before an adjustment is made.

Date of Sale: Market conditions generally change over time, but the date of an appraisal is a specific time. Therefore, past sales must be examined in light of the direction of change between the sale date of the comparable and the valuation date of the subject property. This adjustment reflects change in value and is often called a "time adjustment".

Location An adjustment may be required when the locational characteristics of a comparable property are different from those of the subject property. Adjustments for location are usually

LANDAUER                                                                     40
REAL ESTATE COUNSELORS


expressed as percentages that reflect the increase or decrease in value attributable to the property's location or neighborhood.

Physical Characteristics: If the physical characteristics of a comparable property and the subject property differ in any way, each of these dissimilarities may require comparison and adjustment to equal the attributes of the subject. Physical divergences may include magnitude of improvement, quality of construction, age/condition, functional utility, site size and amenities.

Income Characteristics: Factors that affect the income a property can generate include the quality of management and resulting efficiencies of operations, as well as demand, property condition, average rental rates and growth rates.

APPLICABILITY OF ADJUSTMENTS

In practice, when considering the purchase of a regional mall, buyers tend to relate one mall to another in income-oriented terminology, i.e., discount rates, capitalization rates. The rating process would include judgments of a center's location, market potential, development or expansion potential, and competitive advantage. This information would form the conclusions relating to capitalizing net income or discounting cash flows.

Very little emphasis is given to the usual comparison factors utilized in the Sales Comparison Approach such as price per square foot or gross income multiplier. The presence or absence of owned anchor stores, ground leases or other factors tend to result in a desperate price per square foot comparison, while gross income characteristics can vary widely depending on escalation practices, real estate tax levels, etc. The foregoing factors make it very difficult to adjust the traditional comparison factors from one mall to another.

                                          REGIONAL MALL SALES


                                                                              Sale Price/                   Owned
 Sale            Property                Year        Date         SF            Mortgage      Interest       GLA        Occ'
  No.            Location               Built      of Sale       Sold            Amount      Purchased     $/SF of    At Sale
--------------------------------------------------------------------------------------------------------------------------------
   1    Westshore Mall                   1988      Dec-96      393,949       $30,159,000       100.0%          $77     98.00%
        Holland, MI                                                            N/A           Leased Fee
                                                                             $30,800,000                    $78.18
                                                                             Adjusted for
                                                                             Cost of Sales







   2    Three Michigan Malls                       Dec-96      N/A          $134,000,000       100.0%       N/A        N/A
        Lansing Mall, Lansing, MI                                              N/A           Leased Fee
        Westwood Mall, Jackson, MI
        Lakeview Mall, Battle Creek, MI






   3    Confidential                     1974      Nov-96      400,800       $43,686,000       100.0%         $274       94.00%
        Illinois                         1992                                $32,100,000     Fee Simple


   4    Confidential                     1971      Nov-96      550,000       $44,000,000       100.0%          $80       90.00%
        Tennessee                        1992                                  N/A           Fee Simple

   5    Valley View Center               1975      Oct-96      467,200       $85,500,000       100.0%         $183       85.00%
        Dallas, TX                       1993                                  N/A           Leased Fee
                                         1996





   6    Paseo Nuevo                      1990      Jun-96      158,120       $37,000,000       100.0%         $234       88.00%
        Santa Barbara, CA                                                      N/A           Leasehold





   7    Charlestowne Mall                1991      Apr-96      744,901       $85,000,000        87.7%         $114        79.00%
        St. Charles, IL                  1993                                  N/A           Partnership
                                         1995                                                  Interest

                                           1st
                                           Year     Final                            Sale/
 Sale            Property                  OAR       Year               Mall Sales   Price
  No.            Location                  COC       OAR       IRR        Per SF     Ratio
--------------------------------------------------------------------------------------------
   1    Westshore Mall                    10.50%     - - -     - - -        $178      0.43
        Holland, MI                        - - -
                                          10.28%                            $178      0.44









   2    Three Michigan Malls              10.00%     - - -     - - -       - - -      - - -
        Lansing Mall, Lansing, MI          - - -
        Westwood Mall, Jackson, MI
        Lakeview Mall, Battle Creek, MI






   3    Confidential                       8.90%     8.90%     - - -        $330      0.83
        Illinois                           - - -                            1996
                                                                         Projected

   4    Confidential                       9.90%     9.90%     - - -        $245      0.33
        Tennessee                          - - -

   5    Valley View Center                 9.00%     9.00%     - - -        $228      0.80
        Dallas, TX                         - - -






   6    Paseo Nuevo                       10.30%     - - -     - - -        $340      0.69
        Santa Barbara, CA                  - - -





   7    Charlestowne Mall                  9.56%     - - -     12.00%       $202      0.56
        St. Charles, IL                    - - -





 Sale            Property
  No.            Location                                            Remarks
-----------------------------------------------------------------------------------------------------------
   1    Westshore Mall                     The buyer purchased a second mall from the seller, but
        Holland, MI                        both malls were priced separately. No details are avialable on the other mall. The sale included four anchors: Sears,
                                           JC Penney, Younkers and Steketee's. Steketee's sales
                                           are lagging and the buyer anticipated a significant upside potential with an anchor replacement if the opportunity
                                           presents itself. The mall includes about 22.0 acres of
                                           additional development land and pad, but no value was
                                           allocated to the this land in the sale price cited. The retail sales cited are the 1997 estimate for the entire mall.
                                           Enclosed mall sales are estimated to be $210/sf  in 1997.

   2    Three Michigan Malls               Three malls were purchased as a package. The buyer
        Lansing Mall, Lansing, MI          indicated the first year income was capitalized at the cited
        Westwood Mall, Jackson, MI         rate. Anchors were included at the Lansing Mall (2) and
        Lakeview Mall, Battle Creek, MI    Westwood Mall (1). Only retail shops were purchased with
                                           the Lakeview Mall. The price shown is the aggregate
                                           amount which includes $40 million in operating partnership units in General Growth, $4 million in cash and assumed
                                           debt of $90 million carryiing an interest rate of 9.7% with
                                           3-23 years remaining on the notes.

   3    Confidential                       Solid performer with strong anchors and virtually no
        Illinois                           competition. Tertiary market location. Purchase included
                                           mall area. Mall sales in 1995 were $317/sf. Seller's analysis.

   4    Confidential                       Average center in a tertiary location with two strong
        Tennessee                          performing anchors. Seller's analysis.

   5    Valley View Center                 NOI is projected for 1996 as shown. The 1995 NOI was
        Dallas, TX                         $7.7 million which would result in a 9.0 percent OAR. The
                                           mall shops were 85 percent occupied and the buyer
                                           anticipated a significant upside potential in increasing
                                           the occupancy. J.C. Penney is a new lease in the mall in
                                           a space that was vacant for an extended period.
                                           Buyer's analysis.

   6    Paseo Nuevo                        Unenclosed center of quality. Sale did not include the
        Santa Barbara, CA                  department stores. High first year return is reflective of the leasehold interest being purchased (with stipulated
                                           ground rent payments reportedly limiting the buyer's
                                           upside potential) and a few small environment and
                                           engineering issues. Buyer's Analysis.

   7    Charlestowne Mall                  Sale included the mall area and four anchors (Carson Pirie
        St. Charles, IL                    Scott, JC Penney, Sears and Regal Cinema). A pending
                                           lease with Regal Cinema is not reflected in the NOI.


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ANALYSIS AND INTERPRETATION OF DATA

A summary of the comparable sales can be found on the facing page. Sales 1 and 2 represent current sales in Michigan. All of the sales occurred between April 1996 and December 1996, and the sale prices range from $78 to $274 per square foot, with first year capitalization rates of 8.9 to 10.5 percent. Details on the transactions are included in the remarks column of the table.

Typically, the unit value of a sale is significantly affected by the inclusion of anchor tenants; thus, a comparison among properties is most meaningful when there is a match among the property components included in the transfer. Other important price variables include differences in age, condition, quality, the interest transferred, and the extent to which the properties are leased at market rentals, as well as the impact of income from other sources not being accounted for within the expression of a mall gross leasable area measure.

The sale of the subject is identified as Sale No. 1. The most comparable property in terms of age is Sale No. 6, which indicates a price of $234 per square foot; however, the sale did not include the department stores. The property most similar to the subject in terms of sales per square foot of GLA and sales-to-price ratio is Sale No. 4, which had retail sales of $80 per square foot, indicating a ratio of retail sales to price of 0.33. Confounding this traditional analysis is the fact that the subject property includes four anchor stores which serves to reduce the sales per square foot comparison. Only Sale Nos. 1 (the subject) and 7 included four anchors in the sale.

Sale No. 1 is the sale of the subject property which occurred in December 1996. The seller transferred ownership of the subject and another mall, but they were both separately priced. No information on the other mall could be obtained from the buyer. The sale of the subject included all of the enclosed mall GLA, four anchors (Sears, JC Penney, Younkers and Steketee's), two outlots, and a strip center adjacent to a Target department store. The total GLA purchased was 393,949 square feet. The transaction also included about 22.8 acres of development land and pad site which did not contribute any value to the final transaction. The mall was never on the open market for sale and was negotiated

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directly between the buyer and seller. The contract sale price was reported by the purchaser to be $30,159,000 which is net of costs related to the sale such as sales commissions, appraisal fees, environmental studies and other "due diligence" costs. The buyer reported that the capitalization rate based on the contract sales price was 10.5 percent. Sales commissions of 2.0 percent would adjust the price to $30,800,000 or $78.18 per square foot and would, therefore, lower the capitalization rate to about 10.28 percent. Using estimated 1997 retail sales, the retail sales to sale price ratio would be 0.43 based on the contract price and would be 0.44 based on the adjusted price. Anchor sales per square foot were reported to be healthy for Sears ($246), Younkers ($143), and JC Penney ($175); however, the sales at Steketee's have been declining for the last few years and were reported to be $82 per square foot in 1996. The purchaser viewed an upside to the poor performance of this anchor, and believes that it could place a stronger tenant in the Steketee's space if the opportunity presented itself. At the time of sale, the mall was 98.3 percent occupied. It is our opinion that the buyer received a good deal on the purchase of Westshore Mall, and may have placed a greater risk to Steketee's vacating the building. Also, the buyer indicated that capitalizing the in-place income was the primary investment application when determining a fair price. It is our opinion that if the mall was placed on the open market with typical sales costs paid and was not part of a packaged sale, the sale price would have been higher. Therefore, it is our opinion that the sale price is understated.

In general, the subject is a good-quality center in an area which is relatively insulated from new competition in the near term. In our opinion, the price per square foot applicable to the subject is in the upper end of the range, between $80 and $90 per square foot. Similarly, the ratio of sale price to sales applicable to the property is between 0.4 and 0.5 because of the inclusion of the four anchors in the ownership. These result in the following value ranges.

                     393,949 square feet x $80 = $31,500,000
                     393,949 square feet x $90 = $35,500,000

                                        and

              1997 sales of $178 psf x 0.4 x 393,949 = $28,000,000
              1997 sales of $178 psf x 0.5 x 393,949 = $35,100,000

In conclusion, the value indications at the upper end of the range are most applicable to the subject. The value range indicated by the Sales Comparison Approach is: $30,000,000 to $35,000,000.

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INCOME APPROACH

Income property exists for the production of income. It is only natural that the value of an income producing property should be a function of earning power. This is the essence of the Income Approach to Value and all related theory and techniques. This is not to say that the production of income is necessarily the sole reason for such a property's existence, nor is it meant to suggest that factors not related to earning power cannot influence value. There is no question, however, that the expectation of monetary gain is the major consideration in the valuation of income properties. Indeed, the anticipation of future benefits, either amenities or dollars, is the very basis of the value of any kind of property.

The theory of the Income Approach is based on the present worth of the net income, cash flow, and reversionary value in the property it will produce during the remainder of its productive life over a reasonable holding (ownership) period. The Income Approach, therefore, is a process of measuring or estimating the extent of future benefits which might reasonably be expected and translating these benefits into a present value at a particular point in time.

DISCOUNTED CASH FLOW ANALYSIS ("DCF") ASSUMPTIONS

We have utilized a computer-generated (Pro-Ject) discounted cash flow analysis program to estimate the future financial performance of the subject property. The assumptions employed to structure the pro forma cash flow and determine future income and expense estimates in addition to capital items are summarized below. The model also allows for the entry of basic assumptions concerning future lease revenues and expenses.

LEASING SUMMARY

The subject property has 59 enclosed mall retail tenants, 4 kiosk tenants, 4 anchors and 7 tenants located in the strip center (Plaza) adjacent to the Target department store. Additionally, two outlot tenants (First of America Bank and Jose Babushka) have ground leases. Four of the enclosed mall

LANDAUER                                                                     44
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enclosed mall, Kiosk, anchors, Plaza and outlot tenants. As the vacant units are in the enclosed mall portion of the subject, the occupancy of the enclosed mall tenants is 96.4 percent. Over the ten year holding period, the average occupancy of the enclosed mall tenants is 97.8 percent. Below follows a brief summary of the more pertinent details of the anchor leases, outlot leases and a general description of the enclosed mall and plaza leases.

ANCHOR LEASES

Sears:

Sears contains 52,515 square feet and has a 15 year lease that commenced in August 1988 and will terminate in August 2003. The rental rate for the initial term was $156,744 per year or about $3.00 per square foot. In each year of the lease, Sears is to pay percentage rent of 1.5 percent of sales between $5,000,000 and $9,000,000 and 1.0 percent of sales exceeding $9,000,000. Sears pays its pro rata share of real estate tax and insurance expenses over a base year 1988 amount which was estimated by the appraisers as $1.42 per square foot. However, 50 percent of the tenants expenses are recaptured in the percentage rent payment. As projected for 1997, retail sales total about $13,070,000 which results in overage rent of about $100,700, and expense recoveries are projected to be $3,710. The total amount of Sears base rent, percentage rent and recoveries is projected to be $261,955 or about $4.99 per square foot in 1997. The tenant's occupancy costs is about 2.0 percent.

Sears has five, 5-year renewal options at the same terms and conditions as the initial lease. As retail sales are about $249 per square foot in 1997 and the tenant is paying percentage rent which is nearly equal to its base rent, there is a strong probability that the tenant will renew its lease in September 2003. In this analysis, we have projected that Sears will renew its lease; however, we have given a $5.00 per square foot tenant finish contribution from the landlord as an additional incentive for the tenant to renew. It is recalled that the Grandville Mall will likely be opened just prior to the lease expiring, and this potential competition for the anchor might require additional incentives from the landlord.

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Younker's:

Younker's contains 69,148 square feet and has a 15 year lease that commenced in August 1988 and will terminate in August 2003. The rental rate for the initial term was $224,808 per year or about $3.25 per square foot. In each year of the lease, Younker's is to pay percentage rent of 2.5 percent of sales between $7,500,000 and $9,499,000; 2.0 percent between $9,500,000 and $11,499,000; 1.5 percent between $11,500,000 and $13,499,000. Younker's pays its pro rata share of real estate tax and insurance expenses. Enclosed mall and CAM expenses are fixed at $0.30 per square foot for the first 5-years which increases by $0.05 per square foot every five years, including the option periods. As projected for 1997, retail sales total about $10,773,000 which results in overage rent of about $75,465, and expense recoveries are projected to be $115,660. The total amount of Younker's base rent, percentage rent and recoveries is projected to be $415,932 or about $6.02 per square foot in 1997.
The tenant's occupancy cost is about 3.9 percent.

Younker's has four, 5-year renewal options at the same terms and conditions as the initial lease. As retail sales are about $155 per square foot in 1997 and the tenant is paying percentage rent equal about one-third of its base rent, there is a strong probability that the tenant will renew its lease in September 2003. In this analysis, we have projected that Younker's will renew its lease; however, we have given a $5.00 per square foot tenant finish contribution from the landlord as an additional incentive for the tenant to renew.

Steketee's:

Steketee's contains 40,755 square feet and has a 15 year lease that commenced in December 1988 but was amended in December 1993. The lease will terminate in July 2003. The rental rate for the initial term was $171,018 per year or about $4.20 per square foot as cited in a supplemental agreement to the

LANDAUER                                                                     46
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lease. In each year of the lease, Steketee's is to pay percentage rent of 3.0 percent of sales over $6,273,000. Steketee's pays a fixed amount ($1.00 per square foot) CAM expenses and its pro-rata share of real estate taxes. As projected for 1997, retail sales total about $3,273,361 ($80.32 per square foot) which is below the sales breakpoint and no overage rent is paid. Expense recoveries are projected to be $101,506. The total amount of Steketee's base rent and recoveries is projected to be $272,677 or about $6.69 per square foot. The tenant's occupancy cost is about 8.3 percent.

Steketee's has a renewal option for one or more terms at the same terms and conditions as the initial lease, but not to exceed a total of 25 years. Although the tenant's retail sales are low, about $80.32 per square foot in 1997, the base rental at $4.20 per square foot is comparable to the other anchor tenants sum of base and overage rent. Overall, the tenant's cost of occupancy is high compared to the other anchors, which presents a risk that the tenant will not renew its lease when it expires. Nevertheless, as the tenant continues to pay its rent and expense recoveries, we have continued the tenant at Westshore Mall. The new owner of the mall perceives an opportunity by replacing Steketee's with a stronger tenant if the opportunity presents itself. In this analysis, we have projected that Steketee's will renew its lease; however, we have given a $5.00 per square foot tenant finish contribution from the landlord as an additional incentive for the tenant to renew.

JC Penney:

JC Penney contains 51,399 square feet and has a 15 year lease that commenced in August 1988 and will terminate in August 2003. The rental rate for the initial term was $188,370 per year or about $3.70 per square foot. In each year of the lease, JC Penney is to pay percentage rent of 1.5 percent of sales over a breakpoint of $9,418,500. Sears pays its pro rata share of real estate tax and insurance expenses over a base year 1988 amount which was estimated by the appraisers as $1.42 per square foot. Enclosed mall and CAM expenses are fixed at $0.40 per square foot for the first 10-years which increases by $0.05 per square foot for the last five years, including the option periods. As projected for 1997, retail sales total about $8,911,000 which results in no overage rent. Expense recoveries are

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projected to be $18,434. The total amount of JC Penney base rent and recoveries is projected to be $208,574 or about $4.06 per square foot, and its occupancy cost is about 2.3 percent.

JC Penney has six, 5-year renewal options at the same terms and conditions as the initial lease. As retail sales are about $173 per square foot in 1997, the tenant is not paying percentage; however, its total rental (base rent and recoveries) is low at $4.06 per square foot, and its cost of occupancy is low at
2.3 percent compared to the other anchor tenants. There is a strong probability that the tenant will renew its lease in September 2003 because of the low cost of occupancy. In this analysis, we have projected that JC Penney will renew its lease; however, we have given a $5.00 per square foot tenant finish contribution from the landlord as an additional incentive for the tenant to renew.

OUTLOT LEASES

First of America Bank began in November 1988 and extends for 20-years to November 2008. The rental rate began at $15.65 per square foot and steps to $17.89 per square foot in November 1998 and $20.13 per square foot in November 2003. There is no percentage rent with this tenant. This tenant pays a proportionate share of common area expenses and its own real estate taxes. The bank has four 5-year renewal options, which we have projected will be exercised. The per square foot rental for the each of the 5-year renewal options are:
$22.36, $24.60, $26.83 and $29.07.

Jose Babuska has a ten year lease beginning in July 1990 and terminating in June 2000. The rental is fixed at $14.81 per square foot. The tenant does not pay any common area expenses to the landlord and pays its own real estate taxes. The tenant has three, 5-year renewal options at the same terms and conditions as the initial lease, including the rental rate. In this analysis, we have projected that the tenant will renew its lease.

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ENCLOSED MALL TENANT LEASES

The mall tenant leases vary in length, but average about 8-years in duration. In most leases, enclosed mall expenses have a 15-percent administrative surcharge added for calculating recoveries. Leases signed between 1988 and 1994 or 1995 require that the tenant pay enclosed mall expenses based on the total GLA of the enclosed mall. However, more recent leases specify that the recovery calculation be based on the occupied area of the mall. Tax recoveries include the anchor taxes not paid by Sears and JC Penney because of their 1988 base year stop. This tax recovery is not typical for regional malls and would increase the enclosed mall tenants' occupancy costs. The enclosed mall is at a stabilized level with an occupancy of about 96.4 percent and the new method for calculating enclosed mall expense recoveries should result in a slightly higher amount of revenue to the landlord. Common area and other common area (administration) expenses are recovered based on the tenant's pro rata share of GLA for the enclosed mall and Plaza. In most leases, the common area expenses have a 15-percent administrative surcharge added for calculating recoveries. Most leases specify renewal options; however, the renewal option rent is to be negotiated to a market level. For this reason, renewal options are not modeled for the enclosed mall tenants.

Plaza tenant leases have a duration of about five years. These tenants do not pay enclosed mall expenses but pay common area and other common area (administration) expenses. In most leases, the common area expenses have a 15-percent administrative surcharge added for calculating recoveries. Most leases specify renewal options; however, the renewal option rent is to be negotiated to a market level. For this reason, renewal options are not modeled for the enclosed mall tenants.

MARKET RENT

In estimating market rents for Westshore Mall, recent leases were analyzed, actual spaces were examined and leasing plans were reviewed at the subject center and at competitive centers. As summarized in the Addenda, since January 1993, 39 leases have commenced. For the Jewelry and outlot tenants, we have included older leases because of the lack of new leases.

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The weighted average by space category of the initial rents for these leases are summarized as follows:

                       Recent Lease Summary

                Size of Space    No. of    Average
                (Sq. Ft.)        Leases    Rent/SF
                ---------        ------    -------

                0-999              5       $27.81
                1,000-1,999        8       $19.80
                2,000 +           10       $15.82
                Food               4       $35.40
                Restaurant         2        $9.78
                Kiosk              4      $122.67
                Jewelry            4       $24.83
                Plaza              7        $9.04

                Total             44       $22.37 without Kiosk, Outlot & Plaza


At present, there are three vacant enclosed mall retail tenant units and one enclosed mall food tenant unit. In this analysis, the market rent conclusion for these spaces will be applied.

There is one ATM space at Westshore Mall, and we have applied a rental rate of $185 per square foot for this space.

The four jewelry store tenants have an average rental of $24.83 per square foot. The most recent jewelry store lease was $20.36 per square foot in 1995. The older leases signed in 1998 suggest the rental rate for this tenant category has not changed.

Market rents for Westshore Mall have been estimated on a tenant-by-tenant basis. These estimates are influenced by recent leasing trends, the quality of the location and the size of the space. Although rents vary by space, they generally fall within a range dictated by the size of the space. Market rental rates for 1997 are summarized as follows:

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                              Estimated Market Rent

                        Size of Space      Market Rent
                          (Sq. Ft.)        Per Sq. Ft.
                          ---------        -----------

                           0-999             $30.00
                           1,000-1,999       $20.00
                           2,000 +           $15.00
                           Food$35.00
                           Restaurant        $10.00
                           Kiosk            $125.00
                           Jewelry           $25.00
                           Plaza              $8.00

The forecasted basic lease structure and assumptions have been derived from the market, as determined by the rent survey and activity at the subject. The assumptions used in the DCF Analysis are:

Projection Period:         The projection period begins January 1, 1997, and
                           extends for a term of 10 years through December, 2006. Calendar year 1997 (the first full year) is used as the initial base year. The 11th year's (2007) net operating income is capitalized to establish the reversionary value and is added to the 10th year cash flow.

Gross Leasable Area:       393,949 square feet
Lease Term:                Typical enclosed mall retail leases at the
                           subject are for a 8-year term. Kiosk and Plaza tenants have 5-year lease terms.

Growth Rates:              Market rental rates have annual escalations of 3.5
                           percent from Year-1. Expense categories are escalated annually at a rate of 3.5 percent through the projection period, except for management fees which are based upon a percentage of effective gross income.

            ANCHOR CONTRIBUTIONS TO COMMON AREA MAINTENANCE EXPENSES


                       Younkers          Steketee's               JC Penney        Total Anchor
        Sears     69,148     sq. ft.   40,755      sq. ft.    51,399     sq. ft.   Contributions
 Year   Amount  Per sq. ft.   Amount  Per sq. ft.  Amount   Per sq. ft.  Amount       Amount
================================================================================  ===============
1997   $   -       $0.35     $ 24,202    $1.00     $40,755     $0.40     $20,560      $85,516
1998   $   -       $0.35     $ 24,202    $1.00     $40,755     $0.40     $20,560      $85,516
1999   $   -       $0.40     $ 27,659    $1.00     $40,755     $0.45     $23,130      $91,544
2000   $   -       $0.40     $ 27,659    $1.00     $40,755     $0.45     $23,130      $91,544
2001   $   -       $0.40     $ 27,659    $1.00     $40,755     $0.45     $23,130      $91,544
2002   $   -       $0.40     $ 27,659    $1.00     $40,755     $0.45     $23,130      $91,544
2003   $   -       $0.40     $ 27,659    $1.00     $40,755     $0.45     $23,130      $91,544
2004   $   -       $0.45     $ 31,117    $1.00     $40,755     $0.50     $25,700      $97,571
2005   $   -       $0.45     $ 31,117    $1.00     $40,755     $0.50     $25,700      $97,571
2006   $   -       $0.45     $ 31,117    $1.00     $40,755     $0.50     $25,700      $97,571
2007   $   -       $0.45     $ 31,117    $1.00     $40,755     $0.50     $25,700      $97,571
2008   $   -       $0.45     $ 31,117    $1.00     $40,755     $0.50     $25,700      $97,571
2009   $   -       $0.50     $ 34,574    $1.00     $40,755     $0.55     $28,269     $103,598
2010   $   -       $0.50     $ 34,574    $1.00     $40,755     $0.55     $28,269     $103,596
2011   $   -       $0.50     $ 34,574    $1.00     $40,755     $0.55     $28,269     $103,598
2012   $   -       $0.50     $ 34,574    $1.00     $40,755     $0.55     $28,269     $103,598
2013   $   -       $0.50     $ 34,574    $1.00     $40,755     $0.55     $28,269     $103,598
2014   $   -       $0.55     $ 38,031    $1.00     $40,755     $0.60     $30,839     $109,626
2015   $   -       $0.55     $ 38,031    $1.00     $40,755     $0.60     $30,839     $109,626
2016   $   -       $0.55     $ 38,031    $1.00     $40,755     $0.60     $30,839     $109,626
2017   $   -       $0.55     $ 38,031    $1.00     $40,755     $0.60     $30,839     $109,626
2018   $   -       $0.55     $ 38,031    $1.00     $40,755     $0.60     $30,839     $109,626
2019   $   -       $0.60     $ 41,489    $1.00     $40,755     $0.65     $33,409     $115,653


         Allocation to       Target's
        Enclosed  Common      Common            Total
          Mall     Area        Area       Enclosed   Common
 Year      72%       28%    Contribution    Mall      Area
============================================================
1997     $61,572   $23,945     $42,000     $61,572  $ 65,945
1998     $61,572   $23,945     $42,000     $61,572  $ 65,945
1999     $65,912   $25,632     $44,991     $65,912  $ 70,623
2000     $65,912   $25,632     $44,991     $65,912  $ 70,623
2001     $65,912   $25,632     $44,991     $65,912  $ 70,623
2002     $65,912   $25,632     $44,991     $65,912  $ 70,623
2003     $65,912   $25,632     $44,991     $65,912  $ 70,623
2004     $70,251   $27,320     $53,436     $70,251  $ 80,756
2005     $70,251   $27,320     $53,436     $70,251  $ 80,756
2006     $70,251   $27,320     $53,436     $70,251  $ 80,756
2007     $70,251   $27,320     $53,436     $70,251  $ 80,756
2008     $70,251   $27,320     $53,436     $70,251  $ 80,756
2009     $74,591   $29,008     $63,465     $74,591  $ 92,473
2010     $74,591   $29,008     $63,465     $74,591  $ 92,473
2011     $74,591   $29,008     $63,465     $74,591  $ 92,473
2012     $74,591   $29,008     $63,465     $74,591  $ 92,473
2013     $74,591   $29,008     $63,465     $74,591  $ 92,473
2014     $78,931   $30,695     $75,376     $78,931  $106,071
2015     $78,931   $30,695     $75,376     $78,931  $106,071
2016     $78,931   $30,695     $75,376     $78,931  $106,071
2017     $78,931   $30,695     $75,376     $78,931  $106,071
2018     $78,931   $30,695     $75,376     $78,931  $106,071
2019     $83,270   $32,383     $89,523     $83,270  $121,906

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REVENUE

Minimum Rent:              Rental rates for current tenants are dependent on
                           specific lease terms which have been modeled in our analysis. For currently vacant spaces and for lease rollovers, tenant spaces have been assigned the market rent for the appropriate category.

                           Most of the leases at the center are structured on a net basis with the tenant responsible for their defined pro rata share of operating expenses and real estate taxes. According to a rent roll provided for the appraisal more than 24 different expense recovery schedules are identified. We have simplified the recovery methods for most of the tenants, and the general expense recovery structure applied in the analysis is described below.

Enclosed Mall Expenses:    Enclosed mall tenants pay a pro-rata share of
                           enclosed mall expenses based on a proportion of unit size to either the enclosed mall GLA or the occupied area of the enclosed mall, excluding anchor tenants.
                           The CAM recovery includes such expenses as insurance, electricity, heat oil/gas, water and sewer, cleaning, repair and maintenance and security. An administrative fee of 15.0 percent is applied to this total, and anchor tenant contributions are deducted depending on terms specified in the individual anchor leases. Anchor tenant contributions, as applied and allocated, are shown on the facing page. It is reported that Target pays a small amount toward costs associated with maintaining the roads.

Common Area Expenses:      This expense is related to the maintenance and repair
                           of the common area of the center (site, parking area, etc.). Items included within this category include landscaping, snow removal, insurance, lighting and parking lot repairs. Most tenants pay a direct pro-rata

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                           share of these expenses based on the GLA at the mall. This expense includes a 15.0 percent administrative charge, and the expense total is offset by anchor tenant contributions.

Other CAM Expenses:        This expense category includes expense items such as
                           dues/subscriptions, office equipment, outside services postage staff salaries and benefits, and telephone. This expense category could also be referred to as Administration. For recovery purposes, no administrative surcharge is applied and the expense is not offset by anchor tenant contributions.

Real Estate Taxes:         Real estate taxes are recovered based on the tenants
                           prorated share of the GLA. As the anchor tenants are not separately assessed for real estate taxes, they also pay a prorated share of the expense. The two outlots are separately assessed and pay their real estate taxes, directly. In our analysis, we have included the outlot taxes paid by the tenant, because if these tenants ever vacate their buildings, the landlord would be required to pay the taxes during the time required to release the buildings. Two of the anchors (Sears and JC Penney) pay real estate tax increases over a 1988 base year amount, which we have estimated to be $1.42 per square foot. This means that anchor taxes totalling $146,848 would not be recovered by the anchors. Leases for the enclosed mall tenants are interpreted by the landlord; to include a provision whereby these uncollected anchor taxes are recovered by the enclosed mall tenants. We have included this recovery method in the cash flow model, but recognize it is not a typical tax recovery method found in regional malls.

Percentage Rent:           Also known as overage rent, percentage rent cited in
                           the existing leases vary from 2.0 to 15.0 percent of sales above a natural or

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REAL ESTATE COUNSELORS


                           predetermined breakpoint. The most typical percentage rent rates found at the subject are 5.0 to 6.0 percent. Future sales volume forecasts for each tenant are based upon the information from 1993, 1994, 1995, and year-to-date 1996 sales volume. Also, the previous owner's 1997 sales projection was considered.

Vacancy/Credit Loss:       A 2.5 percent deduction is taken against effective
                           gross income to account for anticipated future vacancies and credit losses. All mall tenants are subject to the vacancy credit; however, the four anchor stores are not subject to the credit loss factor.

Miscellaneous Income:      This category includes income from cart rental,
                           common area licenses and temporary tenants.
                           Miscellaneous income is estimated at $125,000 for 1997, and is increased at the general growth rate of
                           3.5 percent per year.

Tenant Retention Ratio:    Upon the expiration of the existing leases, it is
                           estimated that 75 percent of the expiring enclosed mall tenants will renew and 25 percent will vacate when the leases expire. For the Plaza tenants, we have assumed a 60 percent probability that they will renew with a 40 probability that they will vacate when their leases expire.

Vacancy Between Leases:    A weighted average of two months vacancy between
                           leases is assumed at rollover. The weighted averages assume an actual downtime of six to nine months for non-anchor tenants.

Rent Concessions:          Rent concessions are not common in the regional mall
                           market. However, some malls will give free rent inleu of contributing toward the tenant's alterations. No rent concessions are assumed in this analysis.

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Lease-up Assumptions:      As of January 1, 1997, the subject is projected to
                           have 6,768 square feet of vacant space, including a 2,239 square foot unit (B-16) that has never been leased. Our assumptions for leasing the four vacant units include leasing Unit B-1-008 in July 1997. This unit contains 3,025 square feet and is located on the main mall corridor near the center of the mall. It has been vacant since October 1996, and there are no prospects for leasing the unit. Unit B-1-015 contains a temporary tenant, and we have projected this 1,165 square foot unit to lease on a permanent basis in October 1997. Unit B-1-016 contains 2,239 square feet and has never been leased. We have projected this unit to lease in January 1998. The one vacant food tenant unit (D-1-008) is projected to lease in April
                           1998. Rental rates and tenant finish allowances are taken into consideration based on the characteristics of individual spaces.

Options: Many of the tenants have renewal options included in their original leases. Most of the renewal terms cited in the leases indicate that the renewal rental rate will be at the prevailing market level. For this reason, we have not exercised any renewal options, except for the anchor and outlot tenants.

Renewals:                  Upon expiration of current leases, tenants are
                           renewed at the higher of the last effective rent or the market rent (base plus percentage rent) in the renewal year. The sales volume continues from the base lease. Each tenant is charged with a weighted average tenant improvement allowance.

                  WESTSHORE MALL HISTORICAL OPERATING EXPENSES

                                                                          Annualized    Budget    1996 amount  Concluded
Item                         1993        1994        1995       0ct-96       1996        1996      plus 3.5%     1997
========================================================================================================================
Income
  Minimum Rent            $3,128,302  $3,104,402  $3,115,520  $2,833,823  $3,400,588  $2,657,861  $3,519,608  $3,456,135
  Overage Rent            $  292,190  $  292,417  $  171,927  $  107,163  $  128,596  $  137,521  $  133,096  $  286,390
  CAM Recovery            $  485,375  $  837,181  $  457,095  $  592,924  $  711,509  $  480,594  $  736,412  $  726,059
  Tax Recovery            $  611,488  $  756,792  $  549,867  $  441,829  $  530,195  $  510,483  $  548,752  $  566,302
  Anchor CAM              $  161,680  $  139,604  $  135,226                                      $     -     $  104,397
  Misc. Income            $  172,698  $  170,668  $  194,552  $   99,713  $  119,656  $   63,750  $  123,844  $  125,000
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------- ----------
Total Income              $4,851,733  $5,301,064  $4,624,187  $4,075,452  $4,890,542  $3,850,209  $5,061,711  $5,264,283

Less: Vacancy & Credit    $     -     $     -     $     -     $     -     $     -     $     -    $      -     $   98,710
                          ----------  ----------  ----------  ----------  ----------  ---------- -----------  ----------

Effective Gross Income    $4,851,733  $5,301,064  $4,624,187  $4,075,452  $4,890,542  $3,850,209  $5,061,711  $5,165,573

Expenses
  Enclosed Mall 40xx      $  365,612  $  411,827  $  390,296  $  318,886  $  382,663  $  339,463  $  396,056  $  400,000
  CAM 41xx                $  102,296  $  216,717  $  288,860  $  234,134  $  280,961  $  220,607  $  290,794  $  250,000
  CAM Special 44xx        $   56,355  $     -     $    1,042  $      -    $      -    $     -     $     -     $     -
  CAM, Other 45xx         $  152,977  $  200,824  $  129,942  $  118,679  $  142,415  $  124,341  $  147,399  $  147,000
  Utility                 $   28,266  $     -     $   21,284  $   19,204  $   23,045  $   12,100  $   23,851  $   24,000
  Management Fee          $  252,281  $  214,423  $  147,206  $  122,794  $  147,353  $  112,342  $  152,510  $  206,623
  Owner's                 $   62,132  $   62,771  $   86,373  $   58,891  $   70,669  $   78,080  $   73,143  $   73,000
  Miscellaneous           $   76,651  $   75,348  $   67,815  $   56,082  $   67,298  $   83,894  $   69,654  $   70,000
  Property Tax            $  653,886  $  687,746  $  592,697  $  493,413  $  592,096  $  528,500  $  612,819  $  608,141
  Insurance               $     -     $     -     $    7,000  $     -     $     -     $     -     $     -     $    7,500
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Expenses            $1,750,456  $1,869,656  $1,732,515  $1,422,083  $1,706,500  $1,499,327  $1,766,227  $1,786,264

Net Income                $3,101,277  $3,431,408  $2,891,672  $2,653,369  $3,184,043  $2,350,882  $3,295,484  $3,379,309

  Management Fee          $  252,281  $  214,423  $  147,206  $  122,794  $  147,353  $  112,342  $  152,510  $  206,623
  Percent of Income            5.20%       4.04%       3.18%       3.01%       3.01%       2.92%       3.01%       4.00%

LANDAUER                                                                     55
REAL ESTATE COUNSELORS


EXPENSES

Operating Expenses:        Operating expense estimates for Westshore Mall were
                           based primarily upon historical data from 1993, 1994, and 1995 and year-to-date (October 1996) figures. The
                           1997 budget estimate of expenses was not provided. We have also taken into consideration expense data from other similar shopping centers as well as from trade publications such as Dollars and Cents of Shopping
                           Centers: 1995, published by the Urban Land Institute.
                           However, our expense conclusion is based primarily upon the historical levels found at the subject. When analyzing the operating statements, we have reconciled the anchor tenant contributions which shows as a deduction in the statement. A summary of the historical operating levels are found in the table on the facing page.

Enclosed Mall (40xx):      Enclosed mall expenses include items such as air
                           conditioning, cleaning, repairs, insurance, lighting, music, pest control security, seasonal decorations, supplies, water and sewer. This expense has averaged about $389,000 between 1993 and 1995. The annualized
                           1996 amount is $382,663. We have increased the 1996 annualized amount by 3.5 percent and have concluded
                           $400,000 for 1997.

Common Area (41xx):        The common area expenses are for maintaining the
                           exterior common area including landscaping, parking lot and ring road. The expense items include pest control, security, sweeping, snow removal, trash removal, water and sewer. The expense has averaged about $202,000 between 1993 and 1995. The annualized
                           1996 expense level is $280,961 with the 1996 budget citing $220,607. We have concluded the 1997 common area expense within the range of the data, at $250,000.

LANDAUER                                                                     56
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Other CAM (45xx):          This expense category includes office and
                           administrative expenses including: dues, subscriptions, office equipment, office supplies, promotion and entertainment, postage, telephone, training and seminars and staff salaries and benefits. The expense has averaged about $161,000 between 1993 and 1995. The 1996 annualized amount is $142,415. The 1996 budget cites $124,341. We have concluded $147,000 or 3.5 percent greater than the 1996 annualized amount.

Utility Expenses:          Utility expenses are combined with CAM expenses for
                           recovery purposes but are reported separately. The since 1993, the expense has relatively stable, and we have concluded $24,000 for 1997.

Management Fee:            Management fees in the regional mall market range
                           from 3.0 percent to 5.0 percent, depending the revenues to which it is applied and whether leasing commissions are paid separately. For most malls, the management fee is typically in the range of 4.5 percent of minimum and percentage rent and utility sales, charged between related entities. A higher management fee of 5.0 percent would be applied to a lower level of minimum and percentage rent. When applied to all revenue, management fees range between
                           3.0 and 3.5 percent. For the Westshore Mall, we conclude 4.0 percent which is applied to all revenue and which includes commissions for leasing of the spaces.

Owner's Expenses:          This expense includes the owner's contribution to the
                           Merchant's Association which is cited in many leases as $25,000. Other owner's expenses include auditing and professional services fees, legal fees and miscellaneous promotion expenses. The expense has

LANDAUER                                                                     57
REAL ESTATE COUNSELORS


                           averaged about $50,000 between 1993 and 1995. The 1996 annualized amount is $70,669. We have concluded the total 1997 expense as $73,000 but have separately shown the Merchant's Association Contribution.

Miscellaneous:             Miscellaneous expenses include expenses for customer
                           service, carts, temporary tenant expenses and information center. The expense has averaged about
                           $73,000 between 1993 and 1995. The 1996 annualized amount is $67,298 with a 1996 budget citing $83,894.
                           We have increased the 1996 annualized amount by 3.5 percent and have concluded $70,000 for 1997.

Insurance:                 Insurance expenses have been concluded to be $7,500
                           for 1997. In 1995 they were, $7,000 but are not identified in the October 1996 operating statement.

Real Estate Taxes:         Real estate taxes are concluded at an estimated level
                           as discussed in the previous Real Estate Tax section of the report. Taxes for the mall and anchors, plaza and outlots are included in the analysis. We have not included the real estate taxes for the owned vacant land parcels. As displayed in the Real Estate Tax
                           Section of this report, the subject's taxes are based on historical levels levied against the subject;
                           however, "fully assessed" taxes based on our value indication by the Income Approach ($33,000,000) are approximately $708,147, or about $100,000 greater than the current tax level. As reported by the seller, the sale price of $30,159,000, if used by the assessor to calculate the taxes, would result in a tax increase of about $39,000. The result of increased taxes on tenant retention is unknown as occupancy costs would increase. Since estimating real estate tax increases is speculative and conjectural,

LANDAUER                                                                     58
REAL ESTATE COUNSELORS


                           the possible impact that a sale would have on real estate taxes is not applied in this analysis as the taxes are recovered by the tenants.

TOTAL EXPENSES

The total expenses as concluded for 1997 are projected to be $1,790,138. The 1993 actual expenses were $1,750,456 and 1994 expenses were $1,869,656. In 1995 expenses totaled $1,732,515 and were budgeted to be $1,499,327 in 1996. The 1996 annualized amount is estimated to be $1,766,227. Our 1997 conclusion of $1,790,138 is not out of line based on historical expenses. Overall, the expenses are lower than typical for regional malls because of the lower real estate taxes paid in a suburban setting.

                       OCCUPANCY COSTS FOR WESTSHORE MALL

                                          All Tenants

          Minimum    Overage   Sub Total    Expense      Total         Total          Occupancy Cost
  Year      Rent       Rent     Expense   Recoveries  Tenant Cost  Retail Sales   Sub/Sales  Total/Sales
=========================================================================================================
  1997  $3,456,135  $286,390  $3,742,525  $1,396,758  $5,139,283   $70,273,000      5.33%        7.31%
  1998  $3,545,062  $310,748  $3,855,810  $1,489,157  $5,344,967   $71,413,000      5.40%        7.48%
  1999  $3,728,801  $288,911  $4,017,712  $1,582,970  $5,600,682   $74,343,000      5.40%        7.53%
  2000  $3,829,544  $322,855  $4,152,399  $1,655,328  $5,807,727   $77,214,000      5.38%        7.52%
  2001  $3,915,380  $357,042  $4,272,422  $1,735,229  $6,007,651   $80,269,000      5.32%        7.48%
  2002  $3,965,953  $392,593  $4,358,546  $1,806,577  $6,165,123   $83,176,000      5.24%        7.41%
  2003  $3,990,158  $459,740  $4,449,898  $1,873,125  $6,323,023   $85,697,000      5.19%        7.38%
  2004  $4,076,378  $500,465  $4,576,843  $1,952,271  $6,529,114   $88,536,000      5.17%        7.37%
  2005  $4,141,730  $546,975  $4,688,705  $2,032,231  $6,720,936   $92,085,000      5.09%        7.30%
  2006  $4,147,328  $585,291  $4,732,619  $2,095,560  $6,828,179   $94,161,000      5.03%        7.25%
        =================================================================================================
Totals  $3,879,647  $405,101  $4,284,748  $1,761,921  $6,046,669   $81,716,700      5.24%        7.40%

                                        Enclosed Mall Tenants

          Minimum    Overage    Sub Total   Expense      Total         Total          Occupancy Cost
  Year      Rent       Rent     Expense   Recoveries   Expenses    Retail Sales   Sub/Sales  Total/Sales
=========================================================================================================
  1997  $2,301,253  $106,434  $2,407,687  $  990,066  $3,397,753   $29,982,000      8.03%       11.33%
  1998  $2,381,055  $117,514  $2,498,569  $1,033,540  $3,532,109   $29,847,000      8.37%       11.83%
  1999  $2,534,067  $ 82,323  $2,616,390  $1,097,151  $3,713,541   $31,325,000      8.35%       11.85%
  2000  $2,613,649  $ 97,921  $2,711,570  $1,150,927  $3,862,497   $32,570,000      8.33%       11.86%
  2001  $2,683,757  $120,580  $2,804,337  $1,205,217  $4,009,554   $34,014,000      8.24%       11.79%
  2002  $2,738,228  $137,863  $2,876,091  $1,255,928  $4,132,019   $35,335,000      8.14%       11.69%
  2003  $2,765,990  $183,490  $2,949,480  $1,305,067  $4,254,547   $36,293,000      8.13%       11.72%
  2004  $2,833,079  $202,368  $3,035,447  $1,358,175  $4,393,622   $37,506,000      8.09%       11.71%
  2005  $2,883,598  $220,589  $3,104,187  $1,420,714  $4,524,901   $39,172,000      7.92%       11.55%
  2006  $2,862,116  $240,253  $3,102,369  $1,449,665  $4,552,034   $39,233,000      7.91%       11.60%
        =================================================================================================
Totals  $2,659,679  $150,934  $2,810,613  $1,226,645  $4,037,258   $34,527,700      8.14%       11.69%

LANDAUER                                                                     59
REAL ESTATE COUNSELORS

OCCUPANCY COSTS

Occupancy costs for the mall and tenants were reviewed. It is found that the occupancy costs generally decline over the holding period and, for the mall including anchors. The average is about 7.40 percent over the ten-year holding period for all tenants, as shown in the table on the facing page. As a bench mark, the enclosed mall retail tenants, including the food and kiosk tenants, have an average occupancy cost of about 11.69 percent over the ten-year holding period. We note for both of these calculations, that the tenant's Merchant Association Fees are not included in the calculation. If the tenant's Merchant Association Fees were included the occupancy costs would likely increase a small amount. Within the regional mall market, enclosed mall (in-line) retail tenant's occupancy costs would be in the 12.0 percent range, and the subject's occupancy costs are near the average.

On a tenant by tenant basis for enclosed mall tenants, the occupancy cost ranges from 7.0 to 28.0 percent. Those tenants with low occupancy costs would likely have a high probability of renewing their leases upon expiration of their lease. Conversely, the tenants with high occupancy costs would have a low probability of renewing their leases upon lease expiration. Nevertheless, the total mall occupancy cost is within reason, and we have confidence in the cash flow and assumptions used in the analysis. The occupancy costs from this analysis appear reasonable, and point to a stable mall operation.

CAPITAL ITEMS

This non-operating expense category includes tenant alteration and improvement costs, leasing commissions, and a capital reserve (or reserve for capital replacements).

Tenant Alterations: We note that about the time that many of the current enclosed mall tenant leases expire in 1998 and 1999, the tenant spaces will be 10-years old and would require some refurbishing. Furthermore, the enclosed mall tenants renewal options specify that the renewal rental rate will be renegotiated to a market level, and there is no rental rate incentive for the tenant renew. The landlord

LANDAUER                                                                     60
REAL ESTATE COUNSELORS


and tenant will renegotiate the rental rate with the tenant most likely demanding that the landlord contribute to refurbishing its space as if it was a new lease. Furthermore, as the neighborhood continues to develop its commercial character, additional discount retailers would enter the market and compete with tenant sales at the mall. Examples of this retail penetration include, Target, WalMart, Sam's Club and Kohl's. To remain competitive in the future, new tenants will likely demand and receive from the landlord a larger amount of tenant finish.

Historical detail on landlord's new tenant improvement allowance is limited. In 1988 and 1989 when the mall was in its initial lease-up period, the tenant finish contribution was about $10.00 per square foot for new tenants. Increasing the 1988 costs by a compound rate of 3.5 percent results in a current tenant improvement allowance of about $13.60 per square foot. For those tenants where the landlord's contribution was cited in the leases, the contribution has ranged from $8.00 to $45.00 per square foot. A "Recent Lease Analysis" provided by the landlord indicates tenant finish contributions range from $1.94 to $45.00 per square foot, averaging $14.45 per square foot for eight new leases. Local tenants would typically receive a lesser amount of tenant finish as will tenants with short term leases. National and retail tenants with longer lease terms or good credit would receive a greater amount of tenant finish from the landlord. At Westshore Mall, we anticipate some allowance above the recent average will usually be necessary, and we project an allowance of $16.00 per square foot for new enclosed mall retail tenants, with no allowance for tenant renewal. The allowance equates to about $2.00 per square foot per year of lease term. The $16.00 per square foot allowance is also applied to the outlot tenants.

Plaza tenants have received a tenant finish allowance ranging from $2.50 to $6.25 per square foot. As the Plaza does not have frontage on US-31 or James Street, we have increased the allowance to $5.00 per square foot to keep the Plaza shops competitive with the strip centers in the neighborhood.

As the anchor leases all expire during the analysis period (2003) and as we have assumed that the anchors will exercise their options, we have given a nominal amount of tenant finish to freshen each of the anchor units. It is recalled that the new mall in Grandville, Michigan is projected to be opened in

LANDAUER                                                                     61
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1998 or 1999 and will provide some competition for the subject's anchors. As an incentive to renew their leases, we have given each anchor $5.00 per square foot in 2003.

Leasing Commissions: Leasing commissions at the subject property are not applied and are included in the management fee.

Capital Reserves: This category accounts for the fact that capital items such as the roof, building mechanical systems, and parking lot eventually will need major repairs or replacement. We are projecting a $0.15 per square foot expense, growing at a 3.5 percent rate.

Cash Flow Analysis: Based upon the foregoing assumptions and projections, the cash flow forecast for Westshore Mall is presented on the following page.

                                 WESTSHORE MALL

                             ANNUAL CASH FLOW REPORT
                          BEGINNING 1/1/97 FOR 11 YEARS

                       CY1997      CY1998      CY1999       CY2OOO       CY2OO1      CY2OO2       CY2003       CY2004

INCOME
------
MINIMUM RENT:
ALL TENANTS          3,456,135   3,545,062    3,728,801    3,829,544    3,915,380   3,965,953    3,990,158    4,076,378
                     ---------   ---------    ---------    ---------    ---------   ---------    ---------    ---------
TOTAL MINIMUM RENT   3,456,135   3,545,062    3,728,801    3,829,544    3,915,380   3,965,953    3,990,158    4,076,378

RECOVERIES:
ENCLOSED MALL          387,237     404,992      421,565      441,260      460,800     479,651      498,803      514,715
COMMON AREA & UTL.     215,873     228,355      240,278      251,997      267,589     280,310      288,542      296,127
ADMINISTRATIVE         122,949     128,990      140,524      147,444      155,226     161,281      164,723      173,104
TAX & INS.             566,302     590,572      640,337      672,656      707,878     739,772      771,834      813,607
ANCHOR CAM             104,397     136,248      140,266      141,971      143,736     145,563      149,223      154,718
                     ---------   ---------    ---------    ---------    ---------   ---------    ---------    ---------
TOTAL RECOVERIES     1,396,758   1,489,157    1,582,970    1,655,328    1,735,229   1,806,577    1,873,125    1,952,271

OVERAGE RENT           286,390     310,748      288,911      322,855      357,042     392,593      459,740      500,465

GROSS RENTAL
 INCOME              5,139,283   5,344,967    5,600,682    5,807,727    6,007,651   6,165,123    6,323,023    6,529,114
CREDIT LOSS         (   98,710) (  102,477)  (  108,129)  (  112,569)  (  116,805) (  119,953)  (  123,033)  (  127,258)
MISC. INCOME           125,000     129,375      133,903      138,590      143,440     148,461      153,657      159,035
                     ---------   ---------    ---------    ---------    ---------   ---------    ---------    ---------
TOTAL INCOME         5,165,573   5,371,865    5,626,456    5,833,748    6,034,286   6,193,631    6,353,647    6,560,891

EXPENSES
--------
ENCLOSED MALL          400,000     414,000      428,490      443,487      459,009     475,074      491,702      508,912
COMMON AREA            250,000     258,750      267,806      277,179      286,881     296,922      307,314      318,070
ADMINISTRATIVE CAM     147,000     152,145      157,470      162,982      168,686     174,590      180,701      187,025
UTILITIES               24,000      24,840       25,709       26,609       27,541      28,504       29,502       30,535
MERCHANTS EXPENSE       25,000      25,875       26,781       27,718       28,688      29,692       30,731       31,807
OTHER OWNER             48,000      49,680       51,419       53,218       55,081      57,009       59,004       61,069
MISCELANEOUS            70,000      72,450       74,986       77,610       80,327      83,138       86,048       89,060
INSURANCE                7,500       7,762        8,034        8,315        8,606       8,908        9,219        9,542
TOTAL MALL TAX         608,141     629,426      651,456      674,257      697,856     722,281      747,560      773,725
MANAGEMENT FEE         206,623     214,875      225,058      233,350      241,371     247,745      254,146      262,436
                     ---------   ---------    ---------    ---------    ---------   ---------    ---------    ---------
TOTAL EXPENSES       1,786,264   1,849,803    1,917,209    1,984,725    2,054,046   2,123,863    2,195,927    2,272,181
                     ---------   ---------    ---------    ---------    ---------   ---------    ---------    ---------

NET OPERATING
 INCOME              3,379,309   3,522,062    3,709,247    3,849,023    3,980,240   4,069,768    4,157,720    4,288,710

ALTERATIONS             67,040     162,429      141,012      101,074       62,328      36,719    1,147,534       77,854
CAPTIAL RESERVE         59,092      61,161       63,301       65,517       67,810      70,183       72,640       75,182
                     ---------   ---------    ---------    ---------    ---------   ---------    ---------    ---------
CASH FLOW            3,253,177   3,298,472    3,504,934    3,682,432    3,850,102   3,962,866    2,937,546    4,135,674

                       CY2005       CY2006      CY2007

INCOME
------
MINIMUM RENT:
ALL TENANTS          4,141,730    4,147,328    4,390,466
                     ---------    ---------    ---------
TOTAL MINIMUM RENT   4,141,730    4,147,328    4,390,466

RECOVERIES:
ENCLOSED MALL          535,345      556,534      578,469
COMMON AREA & UTL.     311,439      321,558      333,692
ADMINISTRATIVE         180,506      184,862      190,324
TAX & INS.             848,197      873,766      906,354
ANCHOR CAM             156,744      158,840      161,010
                     ---------    ---------    ---------
TOTAL RECOVERIES     2,032,231    2,095,560    2,169,849

OVERAGE RENT           546,975      585,291      557,573

GROSS RENTAL
 INCOME              6,720,936    6,828,179    7,117,888
CREDIT LOSS         (  131,179)  (  132,955)  (  139,261)
MISC. INCOME           164,601      170,362      176,325
                     ---------    ---------    ---------
TOTAL INCOME         6,754,358    6,865,586    7,154,952

EXPENSES
--------
ENCLOSED MALL          526,724      545,159      564,239
COMMON AREA            329,202      340,724      352,650
ADMINISTRATIVE CAM     193,571      200,346      207,358
UTILITIES               31,603       32,710       33,854
MERCHANTS EXPENSE       32,920       34,072       35,265
OTHER OWNER             63,207       65,419       67,709
MISCELANEOUS            92,177       95,403       98,742
INSURANCE                9,876       10,222       10,579
TOTAL MALL TAX         800,805      828,834      857,843
MANAGEMENT FEE         270,173      274,624      286,198
                     ---------    ---------    ---------
TOTAL EXPENSES       2,350,258    2,427,513    2,514,437
                     ---------    ---------    ---------

NET OPERATING
 INCOME              4,404,100    4,438,073    4,640,515

ALTERATIONS             79,440      167,091      202,222
CAPTIAL RESERVE         77,813       80,537       83,356
                     ---------    ---------    ---------
CASH FLOW            4,246,847    4,190,445    4,354,937

LANDAUER                                                                     63
REAL ESTATE COUNSELORS


DISCOUNTED CASH FLOW ANALYSIS

As previously discussed, once the projected income stream over the projection period is determined, the next step is to discount the periodic cash flow and the reversion at the end of the holding period to an indicated value as of the valuation date. The following definitions and assumptions were employed in our analysis.

Net Operating Income: Net income remaining after all expenses but before capital items, i.e., tenant improvement cost, leasing commissions, and capital expenditures.

Cash Flow: Income available after all capital items, including reserves, leasing commissions and tenant improvements.

Overall Rate: A rate which reflects the relationship of the first year's net income to total value, derived by dividing the net income by the indicated value.

Discount Rate: A rate of return used to estimate the present value of future cash flows including the reversion (sales proceeds) of the property at the end of the holding period. The discount rate is alternately called an Internal Rate of Return.

Terminal Capitalization Rate: An overall rate applied to the projected net operating income at the end of the holding period to determine the amount of the reversion. A disposition fee is usually deducted from the reversion.

Holding Period: A holding period is the term of ownership of an investment, also referred to as the projection period for the purposes of analysis and valuation.

LANDAUER                                                                     64
REAL ESTATE COUNSELORS


RATE SELECTION

The selection of appropriate Discount Rates and Terminal Capitalization Rates for use in arriving at an estimate of value is a judgmental process. Community centers similar to the subject have a market appeal to both national and local investors. Therefore, competition with many other investment vehicles has an influence on rates of return required by investors.

One method used to estimate an appropriate discount rate to apply in the discounted cash flow model is to analyze the investment parameters of institutional-type investors, both for real estate and non-real estate types of investments.

The following yields were noted for non-real estate investments for the year ending January 10, 1997.

                        Non-Real Estate Investment Yields

                  Investment Instrument              Yield Rate
                  ---------------------              ----------

                  Government Bonds (10 Years)          6.57%
                  U.S. Treasury (30 Years)             6.80%
                  Aaa-rated Corporate Bonds            7.42%
                  Baa-rated Corporate Bonds            8.11%
                  A-rated Utility Bonds (30 Years)     7.95%

Government issues, considered near risk-free, tend to offer the lowest yield, while Baa-rated issues are generally among the highest. Yield rates have increased since one year ago in response to a slowing economy. Ten-year government bonds have increased over 83 basis points since last year, with 30-year treasury bills increasing 68 basis points.

For real estate investments, rates may be influenced by risk, degree of liquidity, burden of management, tax benefits, and future appreciation or depreciation. Adjustments must be made to the safe rate to compensate for these factors. Consequently, required real estate yields are generally higher than those for non-real estate investments.

                          Survey of Investment Criterea
                              Fourth Quarter, 1996
                              Regional Mall Market

                                     Current          Last            Year
                                     Quarter         Quarter          Ago
                                     -------         -------          ---

Free & Clear Equity IRR
-----------------------
Range                            10.00%-14.00%    10.00%-14.00%   10.00%-14.00%
Average                              11.69%           11.56%          11.55%
Change (Basis Points)                  -               13              14

Free & Clear Equity Cap Rate
----------------------------
Range                             7.00%-11.00%     6.25%-11.00%    6.25%-11.00%
Average                               8.57%            8.33%           7.86%
Change (Basis Points)                  -               24              71

Market Rent Change Rate
-----------------------
Range                             0.00%-4.00%      0.00%-4.00%     0.00%-4.50%
Average                               2.64%            2.64%           3.16%
Change (Basis Points)                  -                0               -52

Expense Change Rate
-------------------
Range                             3.00%-4.00%      3.00%-4.00%     3.00%-5.00%
Average                               3.83%            3.83%           3.98%
Change (Basis Points)                  -                0               -15

Residual Cap Rate
-----------------
Range                             7.00%-11.00%     7.00%-11.00%    7.00%-11.00%
Average                               8.76%            8.71%           8.45%
Change (Basis Points)                  -                5               31

Source: Peter F. Korpacz & Associates, Inc. - Quarterly Survey of Investment
        Criterea

                            National Investor Survey
                               Third Quarter 1996
                            Regional Malls, Class "A"

                                 Third Quarter    Third Quarter  First Quarter
                                      1996            1995          1996
                                      ----            ----          ----

Free & Clear Equity IRR
-----------------------
Range                            10.00%-11.80%    10.00%-13.00%   10.00%-11.50%
Average                              11.10%           11.10%          11.00%
Change (Basis Points)                  -                0              10

Free & Clear Equity Cap Rate
----------------------------
Range                             7.00%-9.00%      7.00%-11.00%    6.00%-10.00%
Average                               8.2%             7.80%           8.0%
Change (Basis Points)                  -               40              20

Market Rent Change Rate
-----------------------
Range                             2.00%-5.00%      2.00%-4.00%     0.00%-6.00%
Average                               3.20%            3.30%           3.50%
Change (Basis Points)                  -                -10             -30

Expense Change Rate
-------------------
Range                             3.00%-4.00%      3.00%-5.00%     3.00%-4.00%
Average                               3.70%            3.90%           3.80%
Change (Basis Points)                  -                -20             -10

Residual Cap Rate
-----------------
Range                             7.00%-9.50%      7.00%-11.00%    8.00%-10.00%
Average                               8.70%            8.30%           8.70%
Change (Basis Points)                  -                40               0

Source: CB Commercial National Investor Survey

LANDAUER                                                                     65
REAL ESTATE COUNSELORS


The discount rates and terminal capitalization rates applicable to first-tier regional malls have remained relatively stable over the last year. As summarized on the facing page, according to the Korpacz Real Estate Investor Survey, Fourth Quarter 1996, discount rates range from 10.0 to 14.0 percent, with an average of
11.69 percent. This represents a 14 basis point increase from average rates of one year ago. Residual capitalization rates range from 7.0 to 11.0 percent, with an average of 8.76 percent, a 31 basis point increase from third quarter 1995 levels. First year overall rates are reported at 7.00 to 11.0 percent with an average of 8.57 percent, representing a 71 basis point increase from last year's rates. CB Commercial's National Investor Survey, Third Quarter 1996, also indicates lower ranges for Class A regional malls, but similar averages in discount rates (10.0-11.8 percent, average 11.1 percent), terminal capitalization rates (7.0-9.5 percent, average 8.7 percent), and going-in capitalization rates (7.0-9.0 percent, average 8.2 percent). These rates show changes from the first quarter of 1996, with the exception of the terminal capitalization rate which did not change.

In addition to the investor survey, we have reviewed the market for recent sales of regional malls in order to extract rates from the market. The table on the following facing page shows the rates for the regional mall sales that have sold since 1991.

The sales indicate a range of discount rates (IRR) from 10.50 to 14.70 percent with an average of 11.91 percent. Initial capitalization rates range from 6.80 to 12.60 percent with an average of 8.44 percent. Overall rates varied based on the number of anchors included in the sale as well as on expansion opportunities of a center. This usually results in a lower rate because investors can expect to reap a development profit from a potential increase in cash flow.

Yield requirements for investment properties throughout the United States have been relatively stable over the past year and competition for the better properties appears to be steady due to a variety of factors, including the scarcity of good quality investment real estate, the desire for an adequate hedge against inflation, and the quest for a safe haven for investment capital. Arising out of concerns over troubled real estate markets due to a receding economy and overbuilding, investor cash flow

                        ASSUMPTIONS AND RATES FROM SALES
                                 REGIONAL MALLS
                                                                Price/
                    Sale                              # of      Sale
Location            Date            OAR      IRR     Anchors    Ratio
=======================================================================
Michigan           Dec-96        10.50%        --      4         0.43
Illinois           Dec-96         7.90%        --      0           --
California         Nov-96         9.10%     15.20%     2         0.47
Montana            Nov-96         9.90%     15.80%     2         0.47
Illinois           Nov-96         8.90%        --      0         0.83
Tennessee          Nov-96         9.90%        --      0         0.33
Texas              Oct-96         9.00%        --      1         0.80
Arizona            Oct-96        10.00%        --      1         0.50
California         Jun-96        10.30%        --      0         0.69
Illinois           Apr-96         9.56%     12.00%     4         0.56
Connecticut        Mar-96         6.80%        --      0           --
California         Mar-96         7.60%        --      1         1.18
Pennsylvania       Mar-96        13.00%     10.50%     0         0.50
Florida            Feb-96         7.70%        --      0         0.80
New Jersey         Aug-95         8.70%        --      0         1.09
California         Jun-95         8.90%     12.30%     0         0.95
Massachusetts      Apr-95         8.50%     10.70%     1         0.81
California         Jan-95        12.60%     13.50%     0         0.50
California         Jan-95         7.80%     10.50%     0         1.14
Virginia           Jan-95         7.80%        --     --         0.55
Texas              Dec-94         6.70%     11.60%     0         1.03
Texas              Dec-94         8.70%     11.50%     2         0.39
Florida            Dec-94         8.20%     11.50%     1         1.00
Florida            Dec-94         8.60%     12.00%     0         0.80
Arizona            Dec-94         7.80%        --     --         1.02
Missouri           Dec-94         8.00%     12.10%     0           --
Louisiana          Dec-94        10.70%        --      0         0.50
No. Carolina       Sep-94        10.60%     14.70%     0         0.50
Virginia           Jul-94         9.00%        --      3         1.11
Louisiana          Jul-94         8.90%        --      2         1.10
Florida            Jun-94         7.50%     11.00%   All         1.22
Alabama            Feb-94         7.40%     11.50%     0         1.10
California         Dec-93         7.00%        --      0         1.12
Arizona            Dec-93         8.00%     11.00%     0         1.17
Florida            Dec-93         7.50%     11.50%     0         0.91
Ohio               Dec-93         7.50%     11.30%     0         1.16
New Mexico         Dec-93         7.25%     11.00%     1         0.76
New Jersey         Jul-93         7.50%     12.40%     1         0.68
                                  9.00%
Oregon             Jul-93         8.00%     11.50%     0         0.88
No. Carolina       Jul-93         7.00%     12.10%     2         0.77
Florida            May-93         7.50%     12.00%     1         0.64
Texas              May-93         8.50%     12.20%     1         0.85
Florida            Jan-93         7.50%     11.00%     0         1.00
Florida            Dec-92         7.25%     11.50%     0         1.50
                                 11.70%     11.70%
Illinois           Dec-92         8.00%     12.00%     1         0.96
Texas              Sep-92         8.00%     12.00%     1         0.73
Connecticut        Aug-92         7.00%     11.50%     0           --
Florida            Jul-92         7.10%     11.50%     1         0.81
Florida            Apr-92         7.00%     11.10%     0         1.24
Nebraska           Apr-92         7.50%     12.50%     1         0.79
Florida            Mar-92         7.90%     11.50%     1         0.79
Pennsylvania       Dec-91         6.80%     11.20%     1         0.55
Maine              Dec-91         7.30%     11.80%     3           --
                                 =====      =====                ====
                   Average        8.44%     11.91%               0.85

LANDAUER                                                                     66
REAL ESTATE COUNSELORS


projections today tend to be more "realistic", incorporating assumptions and probabilities in keeping with actual market experience and predicated upon moderate future expectations.

Good quality regional malls remain the top property preference for investors. Demand for these relatively scarce properties is strong and the market is characterized as a "seller's" market whereby the best properties are bid up in price. The market for average or "B" quality malls is less active than "A" malls like the subject in similar locations, and these properties must be competitively priced in order to attract buyers.

The subject property is considered among the top malls in its metropolitan area, and because of its suburban setting, some possibility exists for new competition being constructed. Competition primarily comes from existing retail in the neighborhood, Woodland Mall in Grand Rapids, and the proposed mall in Grandville. Suburban malls generally do not have the density of population available to urban malls are not convenient to most employees during or after work hours in the suburban environment. However, the typical real estate tax recovery method would include additional risk in the cash flow if the enclosed mall tenants insisted upon tax recoveries as found in other regional malls.

Taking these factors into consideration, it is our opinion that a discount rate of 12.5 percent is applicable to the cash flows forecast during the ten year holding period. Further, a terminal capitalization rate of 10.0 percent applied to the 11th year net operating income is appropriate to calculate the reversion value estimate.

VALUATION BY DISCOUNTED CASH FLOW ANALYSIS

The initial step when discounting with this methodology is to estimate the appraised property's reversionary value. Our reversion calculation assumes that the property would be sold at the end of the previously stated holding period. The reversion value of the property at that time is estimated by dividing the forecast net operating income (NOI) from the year following the projected holding period by the terminal capitalization rate. In addition, disposition costs of 2.0 percent are applied against the

LANDAUER                                                                     67
REAL ESTATE COUNSELORS


reversionary value in order to arrive at an estimate of the net reversion. The net reversion value is added to the last year of the projection period's net cash flow, which then represents the total future net cash flow to be received in that last year.

MARKET VALUE ANALYSIS AS OF DECEMBER 31, 1996

This analysis begins January 1, 1997, and continues for ten years, ending December 31, 2006. The 11th year net operating income (Calendar Year 2007) is capitalized to produce an estimated reversionary value at the end of the holding period.

Considering the foregoing, the results of our analysis for Westshore Mall is as follows:

                          Calculation of the Reversion

                    11th Year NOI (CY 2007)     $4,640,515
                    Terminal Cap Rate                10.0%
                    Gross Reversion            $46,405,150
                    Disposition Costs (2.0%)      (928,103)
                                                  --------
                    Net Reversion              $45,477,047

This net reversion is then added to the 10th year's net cash flow, which then represents the total future net cash flow to be received in the 10th year. The following matrix shows the values indicated by discounting the cash flows at rates of 12.5, 13.0 and 13.5 percent.

                                Valuation Matrix

                    Discount
                      Rate     Property Value   Price/SF
                    --------   --------------   --------

                      12.5%      $34,015,808     $86.35
                      13.0%      $32,992,309     $83.75
                      13.5%      $32,011,047     $81.26

LANDAUER                                                                     68
REAL ESTATE COUNSELORS


Utilizing a 13.0 percent discount rate, the estimated value is $33,000,000 (rounded). The overall rate in the first year is 10.2 percent and 10.7 percent in year 2. The discounted reversionary value of $13,397,008 represents 40.6 percent of the final value, below 50/50 ratio preferred by many investors for a stabilized property. However, the reversion contribution to value also suggests that more reliance is placed in the cash flow, which is an investment assumption confirmed by numerous investors who have purchased malls in secondary markets.

INDICATED VALUE BY THE
DISCOUNTED CASH FLOW ANALYSIS......................................$33,000,000
                                                                   ===========

LANDAUER                                                                     69
REAL ESTATE COUNSELORS


CORRELATION AND CONCLUSION

In this report, we have utilized the Sales Comparison and Income Approaches in estimating the Market Value of the Leased Fee Interest of the subject property. A summary of our value estimates by each approach is as follows:

               Cost Approach                 Not Applicable
               Sales Comparison Approach     $30,000,000 to $35,000,000
               Income Approach               $33,000,000

The reliability of the Cost Approach for the appraised property is weakened because an investor--the most probable potential purchaser of the property--typically is more concerned with the property's location, amenities, and ability to generate a required cash flow than with its replacement cost. In addition, the Cost Approach does not directly reflect the specific terms of actual leases signed or in negotiation at the property. Therefore, we have not used a Cost Approach in this analysis.

The Sales Comparison Approach is an appraisal technique whereby the data of recent transactions involving similar or like properties is analyzed in order to derive an indication of the most probable sale price of the property being appraised. The reliability of this technique is dependent upon (a) the availability of comparable sales data, (b) the verification of the sales data,
(c) the degree of comparability or extent of adjustment necessary for various factors, and (d) the absence of non-typical conditions affecting the sale price. In this instance, the significant amount of income received from the garage operation serves to skew traditional multipliers and indications of value.

This approach is most meaningful when income properties exhibit similar income and expense characteristics. The sales utilized in the analysis are national in nature, but are not truly comparable because of varying economic structures of the transactions, including lease structures, occupancy, etc. However, the adjusted value range and the rates exhibited by the dates is useful as a check of the reasonableness of the Income Approach.

LANDAUER                                                                     70
REAL ESTATE COUNSELORS


Most significant is the Income Approach, which focuses on investors' primary concerns about the property's potential for generating income and value appreciation. This approach is particularly relevant when well-supported market rent and income data are available, and when major cash flow assumptions are supported by market-derived analysis. Because this approach closely parallels the thinking of well-informed buyers and sellers of income-producing properties, the present value estimate by this approach is given the most weight. Greatest reliance is placed on the Discounted Cash Flow Analysis value estimate.

After consideration of the factors presented in this report and with greatest consideration given to the Discounted Cash Flow Analysis of the Income Approach in arriving at a final value, the Market Value of Westshore Mall, as of December 31, 1996, subject to existing tenant leases and the Assumptions and Limiting Conditions stated herein, is estimated to be:

                          THIRTY-THREE MILLION DOLLARS

                                   $33,000,000

                                     ADDENDA


                                Legal Description
                         Photographs of Subject Property
                                  Recent Leases
                                    Rent Roll
                             Lease Abstract Reports
                           Professional Qualifications

                           LEGAL DESCRIPTION OF LAND
--------------------------------------------------------------------------------

LAND LOCATED IN HOLLAND TOWNSHIP, OTTAWA COUNTY, STATE OF MICHIGAN

PARCEL 1: THAT PART OF THE SOUTHEAST 1/4 AND THAT PART OF THE SOUTHWEST 1/4, OF
SECTION 16, TOWN 5 NORTH, RANGE 15 WEST, DESCRIBED AS COMMENCING AT THE SOUTH 1/4 CORNER OF SAID SECTION 16; THENCE SOUTH 89 DEGREES 40 MINUTES 45 SECONDS EAST 72.46 FEET ALONG THE SOUTH LINE OF SAID SOUTHWEST 1/4; THENCE NORTH 45 DEGREES 22 MINUTES 52 SECONDS WEST 247.59 FEET ALONG THE EASTERLY U.S. 31 HIGHWAY RIGHT-OF-WAY LINE; THENCE NORTH 17 DEGREES 39 MINUTES WEST 220.86 FEET ALONG SAID RIGHT-OF-WAY LINE TO THE PLACE OF BEGINNING; THENCE NORTH 17 DEGREES 39 MINUTES 00 SECONDS WEST 452.63 FEET; THENCE NORTHERLY 1712.67 FEET ALONG SAID RIGHT-OF-WAY LINE ON A 22,843.3 FOOT RADIUS CURVE TO THE RIGHT, THE LONG CHORD BEARING NORTH 15 DEGREES 30 MINUTES 06 SECONDS WEST 1712.27 FEET; THENCE NORTH 24 DEGREES 13 MINUTES 15 SECONDS EAST 196.24 FEET ALONG SAID RIGHT-OF-WAY LINE; THENCE SOUTH 89 DEGREES 41 MINUTES 20 SECONDS EAST 425.37 FEET ALONG THE NORTH LINE OF SAID SOUTHWEST 1/4; THENCE SOUTH 0 DEGREES 19 MINUTES 16 SECONDS WEST
551.43 FEET; THENCE SOUTHERLY 44.33 FEET ALONG A 151.0 FOOT RADIUS CURVE TO THE LEFT, THE LONG CHORD BEARING SOUTH 8 DEGREES 05 MINUTES 22 SECONDS EAST 44.17 FEET; THENCE SOUTH 16 DEGREES 30 MINUTES EAST 23.15 FEET; THENCE SOUTHEASTERLY
50.09 FEET ALONG A 35.0 FOOT RADIUS CURVE TO THE LEFT, THE LONG CHORD BEARING SOUTH 57 DEGREES 30 MINUTES EAST 45.92 FEET; THENCE NORTH 81 DEGREES 30 MINUTES EAST 39.06 FEET; THENCE EASTERLY 12.50 FEET ALONG A 313.82 FOOT RADIUS CURVE TO THE RIGHT, THE LONG CHORD BEARNING SOUTH 87 DEGREES 30 MINUTES EAST 119.76 FEET; THENCE SOUTH 76 DEGREES 30 MINUTES EAST 842.91 FEET; THENCE NORTH 0 DEGREES 19 MINUTES 16 SECONDS EAST 66.19 FEET; THENCE SOUTH 89 DEGREES 41 MINUTES 37 SECONDS EAST 573.96 FEET; THENCE SOUTH 0 DEGREES 19 MINUTES 16 SECONDS WEST 1441.28 FEET ALONG THE EAST LINE OF THE WEST 1/2, OF SAID SOUTHEAST 1/4; THENCE NORTH 89 DEGREES 40 MINUTES 45 SECONDS WEST 264.0 FEET; THENCE NORTH 0 DEGREES 19 MINUTES 16 SECONDS EAST 551.43 FEET; THENCE NORTH 89 DEGREES 40 MINUTES 45 SECONDS WEST MINUTES 16 SECONDS EAST 551.43 FEET; THENCE NORTH 89 DEGREES 40 MINUTES 45 SECONDS WEST 427.0 FEET; THENCE SOUTH 45 DEGREES 19 MINUTES 15 SECONDS WEST 141.42 FEET; THENCE SOUTH

19 MINUTES 16 SECONDS WEST 884.43 FEET; THENCE NORTH 89 DEGREES 40 MINUTES 45 SECONDS WEST 326.0 FEET ALONG THE SOUTH LINE OF SAID SOUTHEAST 1/4; THENCE NORTH 0 DEGREES 19 MINUTES 16 SECONDS EAST 383.00 FEET; THENCE NORTH 89 DEGREES 40 MINUTES 45 SECONDS WEST 386.30 FEET TO THE POINT OF BEGINNING.

EXCEPT THAT PART OF THE SOUTHWEST 1/4 OF SECTION 16, TOWN 5 NORTH, RANGE 15 WEST, DESCRIBED AS COMMENCING AT THE NORTHEAST CORNER OF SAID SOUTHWEST 1/4; THENCE NORTH 89 DEGREES 41 MINUTES 20 SECONDS WEST 365.11 FEET ALONG THE NORTH LINE OF SAID SOUTHWEST 1/4; THENCE SOUTH 00 DEGREES 19 MINUTES 16 SECONDS WEST
397.96 FEET; THENCE NORTH 89 DEGREES 41 MINUTES 20 SECONDS WEST 50.00 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89 DEGREES 41 MINUTES 20 SECONDS WEST
310.56 FEET; THENCE NORTHERLY 225.20 FEET ALONG THE EASTERLY RIGHT-OF-WAY TO U.S. 31 ON A 22,843.3 FOOT RADIUS CURVE TO THE RIGHT, WITH THE CHORD BEARING NORTH 13 DEGREES 38 MINUTES 11 SECONDS WEST 225.02 FEET; THENCE NORTH 24 DEGREES 13 MINUTES 15 SECONDS EAST 13.61 FEET; THENCE SOUTH 89 DEGREES 41 MINUTES 20 SECONDS EAST 369.37 FEET; THENCE SOUTH 00 DEGREES 19 MINUTES 16 SECONDS WEST
171.00 FEET; THENCE NORTH 89 DEGREES 41 MINUTES 20 SECONDS WEST 10.00 FEET; THENCE SOUTH 00 DEGREES 19 MINUTES 16 SECONDS WEST 60.00 FEET TO THE POINT OF BEGINNING.

                       LEGAL CONTINUED FROM PREVIOUS PAGE

PARCEL 2: NONEXCLUSIVE ACCESS AND PARKING EASEMENTS AS CREATED, LIMITED AND DEFINED IN DECLARATION OF CONVENANTS AND RESTRICTIONS DATED AUGUST 23, 1987 BY WESTSHORE MALL LIMITED PARTNERSHIP, A TEXAS LIMITED PARTNERSHIP, RECORDED OCTOBER 20, 1987 IN LIBER 1228 ON PAGE 646. ALSO A NON-EXCLUSIVE PERPETUAL STORM WATER DRAINAGE EASEMENT AS CREATED, LIMITED AND DEFINED IN ACCESS AND DRAINAGE EASEMENT AGREEMENT DATED APRIL 12, 1988 AND RECORDED JUNE 26, 1988 IN LIBER 1416 ON PAGE 548. ALSO A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR ACCESS, INGRESS, EGRESS AND REGRESS AS CREATED, LIMITED AND DEFINED IN DECLARATION AND GRANT OF EASEMENT DATED MAY 20, 1988 AND RECORDED MAY 23, 1988 IN LIBER 1266 ON PAGE 144. ALSO RIGHTS IN THE OPERATION AND EASEMENT AGREEMENT DATED JANUARY 25, 1989 AND RECORDED FEBRUARY 8, 1989 IN LIBER 1318 ON PAGE 1 AND FIRST AMENDMENT TO OPERATION AND EASEMENT AGREEMENT DATED APRIL 30, 1989 AND RECORDED AUGUST 21, 1989 IN LIBER 1354 ON PAGE 863. ALSO RIGHTS IN THE DRAINAGE EASEMENT AGREEMENT DATED MARCH 3, 1994 AND RECORDED MARCH 17, 1994 IN LIBER 1843, PAGE 35.

PARCEL 3: THAT PART OF THE WEST 1/2 OF THE SOUTHEAST 1/4 OF SECTION 16, TOWN 5 NORTH, RANGE 15 WEST, DESCRIBED AS: COMMENCING AT THE EAST 1/4 CORNER OF SAID SECTION; THENCE NORTH 89 DEGREES 41 MINUTES 37 MINUTES 37 SECONDS WEST ALONG THE EAST AND WEST 1/4 LINE OF SAID SECTION 2145.04 FEET; THENCE SOUTH 00 DEGREES 19 MINUTES 16 SECONDS WEST 732.06 FEET; THENCE SOUTH 13 DEGREES 30 MINUTES 00 SECONDS WEST 35.04 FEET TO THE POINT OF BEGINNING OF THIS DESCRIPTION; THENCE SOUTH 89 DEGREES 41 MINUTES 37 SECONDS EAST 249.06 FEET; THENCE SOUTH 00 DEGREES 19 MINUTES 16 SECONDS WEST 66.19 FEET; THENCE NORTH 76 DEGREES 30 MINUTES 00 SECONDS WEST 257.58 FEET; THENCE NORTH 13 DEGREES 30 MINUTES 00 SECONDS EAST
7.60 FEET TO THE POINT OF BEGINNING.

PARCEL 4: PART OF THE NORTHWEST 1/4 OF THE SOUTHEAST 1/4 COMMENCING SOUTH 89 DEGREES 41 MINUTES 37 SECONDS EAST 183.9 FEET FROM THE CENTER 1/4 CORNER, THENCE CONTINUING SOUTH 89 DEGREES 41 MINUTES 37 SECONDS EAST 331 FEET ALONG THE EAST AND WEST 1/4 LINE, THENCE SOUTH 0 DEGREES 19 MINUTES 16 SECONDS WEST 732.06 FEET, THENCE SOUTH 13 DEGREES 30 MINUTES WEST 43 FEET, THENCE NORTH 76 DEGREES 30 MINUTES WEST 363.6 FEET, THENCE NORTH 13 DEGREES 30 MINUTES EAST 65 FEET, THENCE NORTH 0 DEGREES 19 MINUTES 16 SECONDS EAST 258.81 FEET, THENCE NORTH 89 DEGREES 41 MINUTES 20 SECONDS WEST 55.9 FEET, THENCE NORTH 0 DEGREES 18 MINUTES 40 SECONDS EAST 48.2 FEET, THENCE NORTH 89 DEGREES 41 MINUTES 20 SECONDS WEST 6 FEET, THENCE NORTH 0 DEGREES 18 MINUTES 40 SECONDS EAST 80.8 FEET, THENCE SOUTH 89 DEGREES 41 MINUTES 20 SECONDS EAST 6 FEET, THENCE NORTH 0 DEGREES 18 MINUTES 40 SECONDS EAST 113 FEET, THENCE SOUTH 89 DEGREES 41 MINUTES 20 SECONDS EAST
73.96 FEET, THENCE NORTH 0 DEGREES 18 MINUTES 40 SECONDS EAST 126.85 FEET TO

BEGINNING IN SECTION 16, TOWN 5 NORTH, RANGE 15 WEST

PARCEL 5: PART OF THE WEST 1/2 OF THE SOUTHEAST 1/4 COMMENCING SOUTH 89 DEGREES 41 MINUTES 37 SECONDS EAST 1329.85 FEET FROM THE CENTER 1/4 CORNER, THENCE NORTH 89 DEGREES 41 MINUTES 37 SECONDS WEST 342.33 FEET, THENCE SOUTH 0 DEGREES 19 MINUTES 16 SECONDS WEST 416.38 FEET, THENCE NORTH 89 DEGREES 41 MINUTES 37 SECONDS WEST 23.84 FEET, THENCE SOUTH 0 DEGREES 19 MINUTES 15 SECONDS WEST
350.15 FEET, THENCE SOUTH 89 DEGREES 41 MINUTES 37 SECONDS EAST TO THE EAST LINE OF THE WEST 1/2 OF THE SOUTHEAST 1/4, THENCE NORTH ALONG SAID LINE TO BEGINNING IN SECTION 16, TOWN 5 NORTH, RANGE 15 WEST

                                [GRAPHIC OMITTED]

                                  Mall Site Map

                                 WESTSHORE MALL
                               HOLLAND, MICHIGAN

                               [GRAPHIC OMITTED]



                             TYPICAL CORRIDOR VIEW

                               [GRAPHIC OMITTED]

                             TYPICAL CORRIDOR VIEW

                         RECENT LEASES AT WESTSHORE MALL

                                          Start  Term   Rental Rates/SF             Average
Tenant Name                     Area/SF    Year  Years  Initial    Step        Step Rate/SF
============================================================================================
Less than 1,000 SF
Shoe Fixers                         338    1996    2     $27.81                     $27.81
Afterthoughts                       816    1996    3     $32.59                     $32.59
CPI Photo                           920    1996    2     $14.50                     $14.50
Cost Cutters                        921    1996    5     $33.41                     $33.41
Claire's                            932    1994   10     $31.33   $37.55            $35.94
                                 ------                                             ------
                         Total    3,927                                    Average  $28.85

1,000 SF to 1,999 SF
Lange's Sports                    1,038    1996    5     $30.00   $33.00            $31.80
Coffee Beanery                    1,039    1996    5     $26.82   $29.00            $28.13
LPC Nail/Tanning                  1,236    1995    3     $14.50                     $14.50
Sweets-N-Treats                   1,354    1996    7     $15.04   $16.04    $17.04  $11.89
Carlson Wagonlite                 1,544    1995    2     $14.50                     $14.50
Splash                            1,666    1995    7     $15.00   $16.00            $15.57
Bath & Body Works                 1,800    1996   10     $18.00   $20.00            $19.00
Northern Reflections              1,857    1995   10     $21.00   $23.00    $25.00  $23.00
                                 ------                                             ------
                         Total   11,534                                    Average  $19.80

2,000 SF to 5,999 SF
Bally's Aladdins Castle           2,518    1995    4     $17.87                     $17.87
Amy's Hallmark                    2,592    1994   10     $23.00   $22.00    $24.00  $21.40
Kinney Shoes, extend              2,716    1993   10     $14.00                     $14.00
Laser Storm                       2,837    1995    8     $13.08   $17.27            $15.47
NU Vision                         2,869    1995   10     $14.00   $16.00            $15.00
Finish Line                       3,600    1994   10     $12.00   $14.00            $13.00
Paul Harris                       4,500    1994   10     $12.00   $14.00            $13.00
Musicland                         4,910    1994   10     $14.00   $15.00            $14.50
Buckle                            5,058    1995   10     $11.00   $13.00            $12.40
DEB                               5,9ll    1994   10     $13.00   $14.00            $13.40
                                 ------                                             ------
                         Total   68,433                                    Average  $15.82

Food Tenants
County Fair Fries                   280    1996    4     $39.00   $40.00    $42.00  $39.80
Janie's Cookie Co.                  883    1995    3     $31.50                     $31.50
Mom's Cinnamon Rolls                661    1996    3     $45.39   $46.90    $48.51  $46.90
Wok House                           900    1995    5     $23.00   $24.00            $23.40
                                 ------                                             ------
                         Total    2,724                                    Average  $35.40

Restaurant
Elias Brothers                    4,682    1993   10     $ 4.49   $ 6.00    $ 8.00  $ 6.55
J.J. Finnegan's                   5,995    1989   15     $13.00                     $13.00
                                 ------                                             ------
                         Total   10,677                                    Average  $ 9.78

                         RECENT LEASES AT WESTSHORE MALL

                                         Start    Term   Rental Rates/SF             Average
Tenant Name                Area/SF        Year    Years  Initial    Step        Step Rate/SF
=============================================================================================

Kiosk Tenants
Things Remembered                    180  1995     10     $136.11                    $136.11
Sunglass Hut                         150  1994      5     $ 93.33                    $ 93.33
Royal Jewelers                        64  1996      3     $156.25  $168.75           $164.58
Golden Chain                         150  1996      2     $ 96.67                    $ 96.67
                                  ------                                             -------
                           Total     364                                    Average  $122.67

Jewelry Tenants
Fox's Jewelry                      1,582  1988     10     $ 25.28                    $ 25.28
Kay Jewelers                       1,713  1988     10     $ 22.18                    $ 22.18
Page's Jewelers                    1,053  1988     10     $ 31.50                    $ 31.50
W. Sherman Jewelers                1,800  1995     10     $ 20.36                    $ 20.36
                                  ------                                             -------
                           Total   6,148                                    Average  $ 24.83

Plaza Tenants
Marianne Plus                      8,000  1994      5     $  8.00                    $  8.00
Children's Orchard                 2,000  1994      5     $  8.00                    $  8.00
Andrew's Home Furnishings          5,983  1996      2     $  6.00                    $  6.00
Apple Valley                       1,999  1993      5     $  9.00                    $  9.00
Imperial Garden                    3,987  1995     10     $  8.00  $ 10.00           $  9.00
Bo Ric's Haircare                  2,577  1993      5     $  6.25                    $  6.26
Sally Beauty                       1,541  1994      5     $ 10.00                    $ 10.00
                                  ------                                             -------
                           Total  26,087                                    Average  $  8.04

                                 Westshore Mall
                                    Rent Roll

                                           Lease Term         Minimum Rent       Overage Rent       Tenant Sales/SF
                                           ----------         ------------       ------------       ---------------
Suite Tenant                      GLA     Begin     End      Annual    $/SF      %         BP      1995   8/95 - 7/96
----- ------                      ---     -----     ---      ------    ----      -         --      ----   -----------
 A1   Dollar Tree                2,235  05/04/89  12/31/99  $33,526   $15.00     6.0%       N     $240.60   $253.70

 A2   Payless Shoesource         2,651  08/03/88  07/31/98   47,718    18.00     6.0%       N      196.46    204.20

 A3   Radio Shack                2,263  11/01/88  10/31/98   29,419    13.00     3.0%       N      300.49    312.61

 A4   Janie's Cookie Co. (R)       833  08/01/95  07/31/98   27,816    31.50    10.0%       N      163.87    164.17

 A5   Cost Cutters (O)             921  08/01/96  07/31/01   30,771    33.41     5.0%       N      174.95    169.57

 A6   Deb (O)                    5,911  09/01/94  01/31/99   76,845    13.00     5.0%       N       95.35     95.16
                                        02/01/97             82,757    14.00

 A7   Wok House (R)                900  01/01/95  12/31/99   20,700    23.00     7.0%       N      118.80    116.28
                                        01/01/98             21,600    24.00

 A8   Trade Secret                 907  08/03/88  07/31/98   25,396    28.00     6.0%       N      275.26    291.16

 A9   Elias Brothers Big Boy     4,682  07/21/93  07/31/03   21,000     4.49    15.0%  7,680,000   154.52    151.85
                                        12/01/96             28,092     6.00
                                        06/01/98             37,456     8.00

 B1   J.J. Finnegan's            5,995  03/01/89  02/23/03   77,945    13.00     6.0%  1,800,000   274.56    290.85

 B3   Sbarro Italian Eatery      1,770  11/01/88  10/31/00   38,000    21.47     7.0%      N       300.94    310.28

 B4   Lane Bryant                4,825  08/03/88  01/31/99   67,561    14.00     5.0%      N       204.10    197.40

 B6   Limited                    4,413  08/03/88  01/31/99   63,989    14.50     5.0%      N       140.04    146.64

 B7   Imperial Sports            3,320  08/03/88  07/31/98   63,080    19.00     5.0%      N       189.00    189.60

 B8   ** VACANT **               3,025  08/03/88  07/31/00   42,654    14.10     5.0%      N       146.59    138.33

 B9   Depot                      3,241  08/03/88  07/31/98   51,862    16.00     5.0%      N       273.09    266.74

 B10  County Seat                3,535  08/03/88  01/31/99   78,300    22.15     5.0%  1,064,100   274.53    251.06

 B11  Kinney Shoes (O)           2,716  08/01/93  07/31/98   38,034    14.00     5.5%      N       160.42    139.52

 B12  Footlocker (R)             2,607  08/01/91  07/31/01   46,623    17.88     5.5%      N       323.43    331.71

 B13  Afterthoughts (R)            816  08/01/96  07/31/99   26,593    32.59     8.0%      N       287.34    288.00

 B14  CPI Photo Finish (R)         920  08/01/96  07/31/98   13,340    14.50     6.0%      N       203.02    239.42

 B15  **VACANT**                 1,165

 B16  Minn. Sweatshirt (OFS)     2,239  09/01/97  08/31/03   26,868    12.00     7.0%      N            -         -
                                        09/01/00             31,346    14.00

 B17  Nu Vision Optical (R)      2,869  10/01/95  09/30/05   40,166    14.00     6.0%      N            -         -
                                        10/01/00             45,904    16.00

  C1  Laserstorm                 2,837  04/01/95  04/30/02   37,113    13.08    15.0%    415,566        -     59.78
                                        04/01/98             48,989    17.27    15.0%    489,885

  C2  Babbages                   1,382  06/25/92  08/31/02   35,000    25.33     5.0%      N       373.89    361.27

  C3  Sweets-N-Treats (R)        1,354  05/01/96  04/30/03   20,364    15.04     6.0%      N       142.50         -
                                        05/01/99             21,718    16.04
                                        05/01/01             23,072    17.04


                                    CAM Recovery        RET Recovery
                                    ------------        ------------
Suite Tenant                      Exp.   Denom.  Floor   Exp.  Denom.  Notes
----- ------                      ----   ------  -----   ----  ------  -----
 Al   Dollar Tree                 CAM1   GLA1      -     RET   GLA1

 A2   Payless Shoesource          CAM1   GLA1      -     RET   GLA1

 A3   Radio Shack                 CAM1    GLA      -     RET   GLA

 A4   Janie's Cookie Co. (R)      CAM1    GLA      -     RET   GLA

 A5   Cost Cutters (O)            CAM1    GLA      -     RET   GLA

 A6   Deb (O)                     CAM3    GLA      -     RET   GLA     1


 A7   Wok House (R)               CAM1      0      -     RET   GLA


 A8   Trade Secret                CAM1    GLA      -     RET   GLA

 A9   Elias Brothers Big Boy      CAM1    GLA      -     RET   GLA     2



 B1   J.J. Finnegan's             CAM1    GLA      -     RET   GLA

 B3   Sbarro Italian Eatery       CAM1   GLA1      -     RET   GLA1

 B4   Lane Bryant                 CAM2   GLA2      -     RET   GLA2

 B6   Limited                     CAM2   GLA2      -     RET   GLA2

 B7   Imperial Sports             CAM1   GLA3      -     RET   GLA3

 B8   ** VACANT **                CAM4   GLA1      -     RET   GLA1    3

 B9   Depot                       CAM1   GLA1      -     RET   GLA1

 B10  County Seat                 CAM4    GLA      -     RET   GLA

 B11  Kinney Shoes (O)            CAM1   GLA1      -     RET   GLA1

 B12  Footlocker (R)              CAM1   GLA1      -     RET   GLA1

 B13  Afterthoughts(R)            CAM1    GLA      -     RET   GLA

 B14  CPI Photo Finish (R)        CAM1      0      -     RET   GLA

 B15  **VACANT**

 B16  Minn. Sweatshirt (OFS)      CAM1      0      -     RET   GLA    29


 B17  Nu Vision Optical (R)       CAM1      0     80%    RET   GLA


  C1  Laserstorm                  CAM1      0      -     RET   GLA     4

  C2  Babbages                    CAM1    GLA      -     RET   GLA    23

  C3  Sweets-N-Treats (R)         CAM1      0      -     RET   GLA


                                 Westshore Mall
                                    Rent Roll

                                           Lease Term         Minimum Rent       Overage Rent       Tenant Sales/SF
                                           ----------         ------------       ------------       ---------------
Suite Tenant                      GLA     Begin     End      Annual    $/SF      %         BP      1995   8/95 - 7/96
----- ------                      ---     -----     ---      ------    ----      -         --      ----   -----------


  C4  Amy's Hallmark Shop        2,592  07/01/94  01/31/05   49,248    19.00     6.0%      N      167.49     183.27
                                        07/01/98             57,024    22.00     7.0%      N
                                        07/01/01             62,208    24.00

  C6  Claire's Boutiques           932  04/26/93  04/30/03   32,000    34.33     7.0%      N      306.45     344.87
                                        05/01/98             35,000    37.55

  C7  Paul Harris                4,500  06/09/94  06/30/04   54,000    12.00     5.0%      N      141.22     161.41
                                        07/01/99             63,000    14.00

  C8  Finish Line                3,600  06/01/94  05/31/04   43,200    12.00     6.0%      N      241.09     250.04
                                        06/01/99             50,400    14.00

  C9  General Nutrition Center   1,706  03/01/90  02/28/00   33,272    19.50     6.0%      N      211.75     209.41
                                        03/01/97             34,979    20.50

  C1O Carlson Wagonlit Travel    1,544  10/14/95  11/30/97   22,388    14.50      -        -           -          -

  D1  LPC Nail/Tanning Salon     1,236  02/15/95  02/28/98   17,922    14.50     8.0%    179,220       -      90.93

  D2  Splash                     1,666  03/01/95  03/31/02   24,990    15.00     5.0%      N           -     282.31
                                        03/01/98             26,656    16.00

  D3  W Sherman Jewelers (O)     1,800  08/01/95  07/31/98   36,655    20.36     6.0%      N      351.99     149.85

  D4  Northern Reflections       1,857  06/15/95  06/30/O5   38,997    21.00     5.0%      N           -     259.88
                                        07/01/98             42,711    23.00
                                        07/01/02             46,425    25.00

  D5  Lady Footlocker            1,844  02/28/92  02/28/02   36,880    20.00     5.5%      N      235.60     236.33
                                        03/01/97             42,412    23.00

  D6  Mom's Cinnamon Rolls (R)     661  08/01/96  07/31/01   30,000    45.39     8.0%      N      217.35     215.77
                                        08/01/98             31,000    46.90
                                        08/01/99             32,000    48.41

  D8  **VACANT**                   339

  D9  Buckle                     5,058  03/03/95  01/31/06   55,638    11.00     5.0%      N           -     181.67
                                        02/01/98             65,754    13.00

  D7A County Fair Fries (R)        280  08/01/96  07/31/01   10,920    39.00     6.0%    210,000  342.44     405.51
                                        01/01/99             11,200    40.00
                                        01/01/00             11,760    42.00

  D7B Ottawa Savings Bank (R)       36  08/01/96  07/31/01    6,660   185.00      -        -           -          -

  E1  Maurice's                  5,428  05/26/90  05/31/00   86,034    15.85     5.5%      N      167.81     159.15

  E4  Fox's Jewelers             1,582  08/03/88  07/31/98   40,000    25.28     5.0%      N      649.28     621.39

  E5  Kay-Bee Toys               2,703  08/03/88  08/31/00   45,961    17.00     5.0%      N      195.62     203.66

  E6  Braun's                    3,370  08/03/88  01/31/01   50,562    15.00     5.0%      N      182.62     172.84
                                        01/01/98             53,933    16.00

  E7  Express                    5,819  08/09/89  01/31/00   93,115    16.00     5.0%      N      204.82     204.24

  E9  Kay Jewelers               1,713  08/03/88  03/31/99   38,000    22.18     6.0%      N      652.54     669.88

  E1O Lerner                     5,321  11/23/88  01/31/99   63,853    12.00     5.0%      N      126.56     124.16

                                    CAM Recovery        RET Recovery
                                    ------------        ------------
Suite Tenant                      Exp.   Denom.  Floor   Exp.  Denom.  Notes
----- ------                      ----   ------  -----   ----  ------  -----


  C4  Amy's Hallmark Shop         CAM1   0       80%     RET  GLA



  C6  Claire's Boutiques          CAM1   GLA1     -      RET  GLA1


  C7  Paul Harris                 CAM1   030     85%     RET  GLA2    5


  C8  Finish Line                 CAM5   050     80%     RET  GLA     6


  C9  General Nutrition Center    CAM1   GLA      -      RET  GLA


  C1O Carlson Wagonlit Travel     CAM1   0        -      RET  GLA     7

  D1  LPC Nail/Tanning Salon      CAM1   0        -      RET  GLA     8

  D2  Splash                      CAM1   0        -      RET  GLA     9


  D3  W Sherman Jewelers (O)      CAM1   GLA      -      RET  GLA    25

  D4  Northern Reflections        CAM1   0       80%     RET  GLA    27



  D5  Lady Footlocker             CAM1   GLA3     -      RET  GLA3


  D6  Mom's Cinnamon Rolls (R)    CAM1   0        -      RET  GLA



  D8  **VACANT**

  D9  Buckle                      CAM1   039      -      RET  GLA    28


  D7A County Fair Fries (R)       CAM1   GLA      -      RET  GLA



  D7B Ottawa Savings Bank (R)        -      -     -       -    -

  E1  Maurice's                   CAM1   GLA3     -      RET  GLA3

  E4  Fox's Jewelers              CAM1   GLA1     -      RET  GLA1

  E5  Kay-Bee Toys                CAM6   GLA4     -      RET  GLA4

  E6  Braun's                     CAM1   GLA      -      RET  GLA    24


  E7  Express                     CAM2   GLA      -      RET  GLA

  E9  Kay Jewelers                CAM1   GLA1     -      RET  GLA1

  E1O Lerner                      CAM2   GLA2     -      RET  GLA2

                                 Westshore Mall
                                    Rent Roll

                                              Lease Term         Minimum Rent       Overage Rent       Tenant Sales/SF
                                              ----------         ------------       ------------       ---------------
Suite Tenant                         GLA     Begin     End      Annual    $/SF      %          BP      1995   8/95 - 7/96
----- ------                         ---     -----     ---      ------    ----      -          --      ----   -----------
  E12 Bath & Bodyworks              1,800  04/10/96  01/31/07   32,400    18.00     5.0%       N            -    350.83
                                           05/01/01             36,000    20.00

  E13 Shoe Fixers (OFS)               338  08/01/96  07/31/98    9,399    27.81    10.0%       N       266.76    268.27

  E14 Page's Jewelers               1,053  08/03/88  12/31/98   33,170    31.50     6.0%       N       325.34    336.01

  F1  Coffee Beanery (R)            1,039  09/01/96  08/31/01   27,866    26.82     6.0%     300,000   183.93    201.82
                                           09/01/98             30,131    29.00

  F2  Regis Hairstylists            1,094  08/03/88  07/31/98   26,256    24.00     6.0%       N       291.21    324.14

  F3  Walden Books                  2,699  08/03/88  07/31/98   43,195    16.00     6.0%       N       356.89    369.30

  F4  Musicland (R)                 4,910  03/01/94  02/28/04   68,740    14.00     5.0%       N       320.78    321.44
                                           03/01/99             73,650    15.00     5.0%       N
                                           03/01/01             73,650    15.00     6.0%       N

  F6  Bally's Alladin's Castle (R)  2,518  01/01/96  12/31/00   45,000    17.87    20.0%       N        82.12     77.04

  F7  Lange's Sport (R)             1,038  02/01/96  01/31/01   31,140    30.00     6.0%     400,000   197.93    174.24
                                           02/01/98             34,254    33.00

  K1  Things Remembered (R)           180  08/01/95  07/31/97   24,500   136.11     8.0%       N       689.37    748.13

  K2  Royal Jewelry                    96  05/01/96  04/30/99   15,000   156.25     7.0%     150,000        -    311.63
                                           05/01/97             16,200   168.75     7.0%     162,000

  K3  Sunglass Hut Intern'l           150  07/28/94  07/31/99   14,000    93.33     8.0%       N      1229.33  1,171.37

  K4  Golden Chain Gang (R)           150  01/01/96  12/31/97   14,500    96.67     7.0%       N       590.07    548.89

      ---------------------------------------------
                   In-Line GLA
      =============================================
      Leased                      136,266     97.4%
      Unleased                      6,768      2.6%
      ---------------------------------------------
      Total                       143,034    100.0%
      =============================================

  G1  Sears                        52,515  08/03/88  08/31/03  157,545     3.00     1.5%   5,000,000   244.41    249.24
                                                                                    1.0%   9,000,000

  H1  Younkers                     69,148  08/03/88  08/31/03  224,808     3.25     2.5%   7,500,000   141.85    148.21
                                                                                    2.0%   9,500,000
                                                                                    1.5%  11,500,000
                                                                                    0.0%  13,500,000

  I1  Steketee's                   40,755  08/03/88  07/31/03  171,018     4.20     3.0%   6,235,492    84.71     82.99

  J1  JC Penney                    51,399  08/03/88  08/31/13  188,370     3.66     1.5%   9,418,500        -    174.74

      ---------------------------------------------
                   Total Mall GLA
      =============================================
      Leased                      350,083     99.0%
      Unleased                      6,768      1.0%
      ---------------------------------------------
      Total                       356,851    100.0%
      =============================================

                                       CAM Recovery        RET Recovery
                                       ------------        ------------
Suite Tenant                          Exp.   Denom.  Floor   Exp.  Denom.  Notes
----- ------                          ----   ------  -----   ----  ------  -----
  E12 Bath & Bodyworks                CAM2   0        80%    RET   GLA    10

  E13 Shoe Fixers (OFS)               CAM1   0         -     RET   GLA    26
  E14 Page's Jewelers                 CAM1   GLA       -     RET   GLA
  F1  Coffee Beanery (R)              CAM1   GLA       -     RET   GLA

  F2  Regis Hairstylists              CAM1   GLA1      -     RET   GLA1
  F3  Walden Books                    CAM1   GLA1      -     RET   GLA1
  F4  Musicland (R)                   CAM1   0        80%    RET   GLA


  F6  Bally's Alladin's Castle (R)    CAM1   GLA1      -     RET   GLA1
  F7  Lange's Sport (R)               CAM1   0         -     RET   GLA    11

  K1  Things Remembered (R)           CAM1   GLA       -     RET   GLA    12
  K2  Royal Jewelry                   CAM1   0         -     RET   GLA

  K3  Sunglass Hut Intern'l           CAM1   0         -     RET   GLA
  K4  Golden Chain Gang (R)           CAM1   GLA4      -     RET   GLA










  G1  Sears                               -  See Lease Abstracts  -       13

  H1  Younkers                            -  See Lease Abstracts  -



  I1  Steketee's                          -  See Lease Abstracts  -       14
  J1  JC Penney                           -  See Lease Abstracts  -       15











                                 Westshore Mall
                                    Rent Roll

                                              Lease Term         Minimum Rent       Overage Rent       Tenant Sales/SF
                                              ----------         ------------       ------------       ---------------
Suite Tenant                         GLA     Begin     End      Annual    $/SF      %          BP      1995   8/95 - 7/96
----- ------                         ---     -----     ---      ------    ----      -          --      ----   -----------
 O1   Jose Babushka                 8,775  07/01/90  06/30/00  130,000    14.81     6.0%   2,000,000        -       -
 02   First of America Bank         2,236  11/18/88  11/17/08   35,000    15.65       -        -            -       -
                                           11/18/98             40,000    17.89
                                           11/18/03             45,000    20.13
 M1   Bo Rics Haircare              2,577  11/26/93  11/30/98   16,106     6.25     5.0%       N        71.74   72.10
 M2   Sally Beauty Supply (O)       1,541  10/01/94  09/30/99   15,410    10.00     4.0%     700,000   276.94  294.44
 M3   Andrews Home Furn. (R)        5,983  07/01/96  06/30/98   35,898     6.00     2.0%     700,000    93.74  104.32
 M5   Children's Orchard            2,000  09/01/94  08/31/99   16,000     8.00     6.0%     300,000    73.81   78.25
 M7   Marianne/Marianna Plus        8,000  11/01/94  01/31/00   64,000     8.00     4.0%       N        58.60   49.06
M11   Apple Valley (R)              1,999  09/01/93  08/31/98   17,991     9.00       -        -            -    -
M12   Imperial Garden               3,987  05/01/95  04/30/05   31,896     8.00     6.0%     800,000        -   60.92
                                           05/01/00             39,870    10.00

      ---------------------------------------------
                   Total Owned GLA
      =============================================
      Leased                      387,181     99.2%
      Unleased                      6,768      0.8%
      ---------------------------------------------
      Total                       393,949    100.0%
      =============================================

                                      CAM Recovery        RET Recovery
                                      ------------        ------------
Suite Tenant                         Exp.   Denom.  Floor   Exp.  Denom.  Notes
----- ------                         ----   ------  -----   ----  ------  -----
 O1   Jose Babushka                  -      -          -     -     -     16
 02   First of America Bank          CAM9   GLA4       -     -     -     17


 M1   Bo Rics Haircare               CAM7   0         -     RET   GLA    18
 M2   Sally Beauty Supply (O)        CAM8   0         -     RET   GLA    19
 M3   Andrews Home Furn. (R)         -      -         -      -     -     20
 M5   Children's Orchard             CAM7   0         -     RET   GLA
 M7   Marianne/Marianna Plus         CAM7   0        80%    RET   GLA    21
M11   Apple Valley (R)               CAM7   0         -     RET   GLA
M12   Imperial Garden                CAM7   0         -     RET   GLA    22


Notes: (R) = Renewal; (O) = Option; (OFS) = Out For Signature;
       N = Natural Breakpoint

                                 Westshore Mall
                                    Rent Roll

                                             Lease Term       Minimum Rent       Overage Rent       Tenant Sales/SF
                                             ----------       ------------       ------------       ---------------
Suite Tenant                      GLA     Begin     End      Annual    $/SF      %         BP      1995   8/95 - 7/96
----- ------                      ---     -----     ---      ------    ----      -         --      ----   -----------
 O1   Jose Babushka              8,775  07/01/90  06/30/00  130,000    14.81     6.0%   2,000,000        -       -
 02   First of America Bank      2,236  11/18/88  11/17/08   35,000    15.65       -        -            -       -
                                        11/18/98             40,000    17.89
                                        11/18/03             45,000    20.13
 M1   Bo Rics Haircare           2,577  11/26/93  11/30/98   16,106     6.25     5.0%       N        71.74   72.10
 M2   Sally Beauty Supply (O)    1,541  10/01/94  09/30/99   15,410    10.00     4.0%     700,000   276.94  294.44
 M3   Andrews Home Furn. (R)     5,983  07/01/96  06/30/98   35,898     6.00     2.0%     700,000    93.74  104.32
 M5   Children's Orchard         2,000  09/01/94  08/31/99   16,000     8.00     6.0%     300,000    73.81   78.25
 M7   Marianne/Marianna Plus     8,000  11/01/94  01/31/00   64,000     8.00     4.0%       N        58.60   49.06
M11   Apple Valley (R)           1,999  09/01/93  08/31/98   17,991     9.00       -        -            -    -
M12   Imperial Garden            3,987  05/01/95  04/30/05   31,896     8.00     6.0%     800,000        -   60.92
                                        05/01/00             39,870    10.00

      ---------------------------------------------
                   Total Owned GLA
      =============================================
      Leased                      390,206     99.2%
      Unleased                      3,743      0.8%
      ---------------------------------------------
      Total                       393,949    100.0%
      =============================================

                                  CAM Recovery        RET Recovery
                                  ------------        ------------
Suite Tenant                    Exp.   Denom.  Floor   Exp.  Denom.  Notes
----- ------                    ----   ------  -----   ----  ------  -----
 O1   Jose Babushka             -      -         -     -     -     16
 02   First of America Bank     CAM9   GLA4      -     -     -     17


 M1   Bo Rics Haircare          CAM7   0         -     RET   GLA    18
 M2   Sally Beauty Supply (O)   CAM5   0         -     RET   GLA    19
 M3   Andrews Home Furn. (R)    -      -         -      -     -     20
 M5   Children's Orchard        CAM7   0         -     RET   GLA
 M7   Marianne/Marianna Plus    CAM7   0        80%    RET   GLA    21
M11   Apple Valley (R)          CAM7   0         -     RET   GLA
M12   Imperial Garden           CAM7   0         -     RET   GLA    22

Notes: (R) = Renewal; (O) = Option; (OFS) = Out For Signature;
       N = Natural Breakpoint

    CAM1                    Standard
    CAM2                    No administrative fee on insurance and water &
                            sewer charges
    CAM3                    10% administrative fee instead of 15%
    CAM4                    No administrative fee on insurance
    CAM5                    No Administrative and On-site charges
    CAM6                    No anchor exclusions
    CAM7                    Excludes enclosed mall costs
    CAM8                    Excludes enclosed mall costs and Administrative and
                            On-site charges.
    CAM9                    Excludes enclosed mall costs and 12% administrative
                            fee instead of 15%

    RET                     Standard

    O (Standard Hahn)       Occupied area mall and plaza (mall only for
                            enclosed mall costs), excluding anchors and Mall
                            Tenants (tenants over 20,000 SF)
    O30                     Major tenants are defined as tenants over 30,000 SF
    O39                     Major tenants are defined as tenants over 39,000 SF
    O40                     Major tenants are defined as tenants over 40,000 SF
    O50                     Major tenants are defined as tenants over 50,000 SF

    GLA (Standard Bramalea) Total gross leasable area of mall, excluding tenants paying less than full pro-rata share (interpreted as
                            excluding anchors only).
    GLA1                    Excludes all tenants greater than 15,000 SF
    GLA2                    Excludes all tenants greater than 40,000 SF
    GLA3                    Exc1udes all tenants greater than 30,000 SF
    GLA4                    Anchors are not excluded

                                 WESTSHORE MALL

                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS

                      PRIMARY/                                                 ANNUAL
                      SECONDARY  SQUARE    LEASE  LEASE  OPTION     MINIMUM    MINIMUM
     TENANT             CODES     FEET     BEGIN   END   #/MOS      RENT/SF      RENT
-------------------  ----------  ------    -----  -----  -------  ----------  --------
#  1-SUITE A 1 001         1       2,235    5/89  12/99   -            15.00    33,525
DOLLAR TREE             6500



#  2-SUITE A 1 002         1       2,651    8/88   7/98   -            18.00    47,718
PAYLESS                 3530



#  3-SUITE A 1 003         1       2,263    8/88  10/98   -            13.00    29,419
RADIO SHACK             5500



#  4-SUITE A 1 004         1         883    8/95   7/98   -            31.50    27,815
JANIES COOKIES          7500



#  5-SUITE A 1 005         1         921    8/96   7/01   -            33.41    30,771
COST CUTTERS            6000



#  6-SUITE A 1 006         1       5,911    8/88   1/99   -            13.00    76,843
DEB                      510                                    2/97   14.00    82,754



#  7-SUITE A 1 007         1         900    1/95  12/99   -            23.00    20,700
WOK HOUSE               7500                                    1/98   24.00    21,600



#  8-SUITE A 1 008         1         907    8/88   7/98   -            28.02    25,414
TRADE SECRET            6000




                    OVERAGE  CEILING      BREAKPOINT                         PRO RATA   % OF RENT
     TENANT            %     (000'S)       (000'S)         RECOVERIES      SHARE BASE  SUBJ TO CPI
------------------- -------  --------     ---------- -------------------  -----------  -----------
#  1-SUITE A 1 001      6.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
DOLLAR TREE                                           RECOVERY POOL 4100        ZERO
                                                      RECOVERY POOL 4500        ZERO
                                                      MALL TAX & INS.           ZERO

#  2-SUITE A 1 002      6.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
PAYLESS                                               RECOVERY POOL 4100        ZERO
                                                      RECOVERY POOL 4500        ZERO
                                                      MALL TAX & INS.           ZERO

#  3-SUITE A 1 003      3.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
RADIO SHACK                                           RECOVERY POOL 4100        ZERO
                                                      RECOVERY POOL 4500        ZERO
                                                      MALL TAX & INS.           ZERO

#  4-SUITE A 1 004     10.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
JANIES COOKIES                                        RECOVERY POOL 4100        ZERO
                                                      RECOVERY POOL 4500        ZERO
                                                      MALL TAX & INS.           ZERO

#  5-SUITE A 1 005      5.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
COST CUTTERS                                          RECOVERY POOL 4100        ZERO
                                                      RECOVERY POOL 4500        ZERO
                                                      MALL TAX & INS.           ZERO

#  6-SUITE A 1 006      5.00 UNLIMITED        NATURAL MALL TAX & INS.           ZERO
DEB                                                   DEB ENCLOSED +10          ZERO
                                                      DEB EXTER CAM +10%        ZERO
                                                      DEB OTHER CAM +10         ZERO

#  7-SUITE A 1 007      7.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
WOK HOUSE                                             RECOVERY POOL 4100        ZERO
                                                      RECOVERY POOL 4500        ZERO
                                                      MALL TAX & INS.           ZERO

#  8-SUITE A 1 008      6.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
TRADE SECRET                                          RECOVERY POOL 4100        ZERO
                                                      RECOVERY POOL 4500        ZERO
                                                      MALL TAX & INS.           ZERO

                      PRIMARY/                                                 ANNUAL
                      SECONDARY  SQUARE    LEASE  LEASE  OPTION     MINIMUM    MINIMUM
     TENANT             CODES     FEET     BEGIN   END   #/MOS      RENT/SF      RENT
-------------------  ----------  ------    -----  -----  -------  ----------  --------
#  9-SUITE A 1 009         1       4,682    8/96   7/03   -            11.88    55,622
ELIAS BROTHERS BI       8000


# 10-SUITE B 1 001         1       5,995    3/89   2/03   -            13.00    77,935
JJ FINEGANS             8000



# 11-SUITE B 1 003         1       1,770   11/88  10/00   -            21.47    38,002
SBARRO ITALIAN EAT      7500



# 12-SUITE B 1 004         1       4,825    8/88   1/99   -            14.00    67,550
LANE BRYANT              520


# 13-SUITE B 1 006         1       4,413    8/88   1/99   -            14.50    63,989
LIMITED                  510

# 14-SUITE B 1 007         1       3,320    8/88   7/98   -            19.00    63,080
IMPERIAL SPORTS         3020



# 15-SUITE B 1 008         1       3,025    7/97   6/07   -            15.00    45,375
VACANT UNIT             9900



# 16-SUITE B 1 009         1       3,241    8/88   7/98   -            16.00    51,856
DEPOT                   2500



# 17-SUITE B 1 010         1       3,535    8/88   1/99   -            22.15    78,300
COUNTY SEAT             2500



                     OVERAGE  CEILING      BREAKPOINT                         PRO RATA   % OF RENT
     TENANT             %     (000'S)       (000'S)         RECOVERIES      SHARE BASE  SUBJ TO CPI
-------------------  -------  --------     ---------- -------------------  -----------  -----------
#  9-SUITE A 1 009      15.00 UNLIMITED            768 RECOVERY POOL 4000        ZERO
ELIAS BROTHERS BI                                      RECOVERY POOL 4100        ZERO
                                                       RECOVERY POOL 4500        ZERO

# 10-SUITE B 1 001       6.00 UNLIMITED          1,800 RECOVERY POOL 4000        ZERO
JJ FINEGANS                                            RECOVERY POOL 4100        ZERO
                                                       RECOVERY POOL 4500        ZERO
                                                       MALL TAX & INS.           ZERO

# 11-SUITE B 1 003       7.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
SBARRO ITALIAN EAT                                     RECOVERY POOL 4100        ZERO
                                                       RECOVERY POOL 4500        ZERO
                                                       MALL TAX & INS.           ZERO

# 12-SUITE B 1 004       5.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
LANE BRYANT                                            LANEB&LIMITED CAM         ZERO
                                                       RECOVERY POOL 4500        ZERO

# 13-SUITE B 1 006       5.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
LIMITED                                                LANEB&LIMITED CAM         ZERO

# 14-SUITE B 1 007       5.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
IMPERIAL SPORTS                                        RECOVERY POOL 4100        ZERO
                                                       RECOVERY POOL 4500        ZERO
                                                       MALL TAX & INS.           ZERO

# 15-SUITE B 1 008       5.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
VACANT UNIT                                            RECOVERY POOL 4100        ZERO
                                                       RECOVERY POOL 4500        ZERO
                                                       MALL TAX & INS.           ZERO

# 16-SUITE B 1 009       5.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
DEPOT                                                  RECOVERY POOL 4100        ZERO
                                                       RECOVERY POOL 4500        ZERO
                                                       MALL TAX & INS.           ZERO

# 17-SUITE B 1 010       5.00 UNLIMITED          1,064 RECOVERY POOL 4000        ZERO
COUNTY SEAT                                            RECOVERY POOL 4100        ZERO
                                                       RECOVERY POOL 4500        ZERO
                                                       MALL TAX & INS.           ZERO

                      PRIMARY/                                                 ANNUAL
                      SECONDARY  SQUARE    LEASE  LEASE  OPTION     MINIMUM    MINIMUM
     TENANT             CODES     FEET     BEGIN   END   #/MOS      RENT/SF     RENT
-------------------  ----------  ------    -----  -----  -------  ----------  --------
# 18-SUITE B 1 011         1       2,716    8/88   7/98   -            14.00    38,024
KINNEY SHOES            3530



# 19-SUITE B 1 012         1       2,607    8/88   7/01   -            17.88    46,613
FOOTLOCKER              3550



# 20-SUITE B 1 013         1         816    8/96   7/99   -            32.59    26,593
AFTERTHOUGHTS           3010



# 21-SUITE B 1 014         1         920    8/96   7/98   -            14.50    13,340
CPI PHOTO               6500



# 22-SUITE B 1 015         1       1,165   10/97   9/07   -            20.00    23,300
VACANT UNIT             9900



# 23-SUITE B 1 016         1       2,239    1/98  12/07   -            20.70    46,347
VACANT UNIT             9900



# 24-SUITE B 1 017         1       2,869    7/95   6/05   -            14.00    40,166
NU VISION OPTICAL       6000                                    7/00   16.00    45,904



# 25-SUITE C 1 001         1       2,837    1/95  12/01   -            10.00    28,370
LASER STORM             9000                                    8/97   12.5O    35,463



                      OVERAGE  CEILING      BREAKPOINT                         PRO RATA   % OF RENT
     TENANT              %     (000'S)       (000'S)         RECOVERIES      SHARE BASE  SUBJ TO CPI
-------------------   -------  --------     ---------- -------------------  -----------  -----------
# 18-SUITE B 1 011        5.50 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
KINNEY SHOES                                            RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO
                                                        MALL TAX & INS.           ZERO

# 19-SUITE B 1 012        5.50 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
FOOTLOCKER                                              RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO
                                                        MALL TAX & INS.           ZERO

# 20-SUITE B 1 013        8.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
AFTERTHOUGHTS                                           RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO
                                                        MALL TAX & INS.           ZERO

# 21-SUITE B 1 014        6.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
CPI PHOTO                                               RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO
                                                        MALL TAX & INS.           ZERO

# 22-SUITE B 1 015        5.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
VACANT UNIT                                             RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO
                                                        MALL TAX & INS.           ZERO

# 23-SUITE B 1 016        5.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
VACANT UNIT                                             RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO
                                                        MALL TAX & INS.           ZERO

# 24-SUITE B 1 017        6.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
NU VISION OPTICAL                                       RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO
                                                        MALL TAX & INS.           ZERO

# 25-SUITE C 1 001       15.00 UNLIMITED        NATURAL MALL TAX & INS.           ZERO
LASER STORM                                             RECOVERY POOL 4000        ZERO
                                                        RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4S00        ZERO

                      PRIMARY/                                                 ANNUAL
                      SECONDARY  SQUARE    LEASE  LEASE  OPTION     MINIMUM    MINIMUM
     TENANT             CODES     FEET     BEGIN   END   #/MOS      RENT/SF     RENT
-------------------  ----------  ------    -----  -----  -------  ----------  --------
# 26-SUITE C 1 002         1       1,382    7/92   8/02   -           25.33     35,006
BANDAGES                5500



# 27-SUITE C 1 003         1       1,354    8/96   4/03   -           15.04     20,364
SWEET N TREATS          8500                                    5/99  16.04     21,718
                                                                5/01  17.04     23,072


# 28-SUITE C 1 004         1       2,592    7/94   1/05   -           19.00     49,248
AMY'S HALLMARK SH       4500                                    7/98  22.00     57,024
                                                                7/01  24.00     62,208


# 29-SUITE C 1 006         1         932    5/93   4/03   -           34.33     31,996
CLAIRE'S BOUTIQUE       3010                                    5/98  37.55     34,997



# 30-SUITE C 1 007         1       4,500    7/93   6/04   -           12.00     54,000
PAUL HARRIS              510                                    7/99  14.00     63,000



# 31-SUITE C 1 008         1       3,600    6/94   5/04   -           12.00     43,200
FINISH LINE             3550                                    6/99  14.00     50,400

# 32-SUITE C 1 009         1       1,706    8/88   2/00   -           19.50     33,267
GNC                     8500                                    3/97  20.50     34,973



# 33-SUITE C 1 010         1       1,544   10/95  11/97   -           14.50     22,388
CARLSON WAGONLIT        9900



# 34-SUITE D 1 001         1       1,236    2/95   2/98   -           14.50     17,922
LPC NAIL/TAN SALON      6000



                      OVERAGE  CEILING      BREAKPOINT                         PRO RATA   % OF RENT
     TENANT              %     (000'S)       (000'S)         RECOVERIES      SHARE BASE  SUBJ TO CPI
-------------------   -------  --------     ---------- -------------------  -----------  -----------
# 26-SUITE C 1 002        5.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
BANDAGES                                                RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO
                                                        MALL TAX & INS.           ZERO

# 27-SUITE C 1 003        6.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
SWEET N TREATS                                          RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO
                                                        MALL TAX & INS.           ZERO

# 28-SUITE C 1 004        6.50 UNLIMITED            821 RECOVERY POOL 4000        ZERO
AMY'S HALLMARK SH                         7/98      815 RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO
                                                        MALL TAX & INS.           ZERO

# 29-SUITE C 1 006        7.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
CLAIRE'S BOUTIQUE                                       RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO
                                                        MALL TAX & INS.           ZERO

# 30-SUITE C 1 007        5.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
PAUL HARRIS                                             RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO
                                                        MALL TAX & INS.           ZERO

# 31-SUITE C 1 008        6.00 UNLIMITED        NATURAL MALL TAX & INS.           ZERO
FINISH LINE                                             ENCLOSED MALL             ZERO

# 32-SUITE C 1 009        6.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
GNC                                                     RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO
                                                        MALL TAX & INS.           ZERO

# 33-SUITE C 1 010                              NATURAL RECOVERY POOL 4000        ZERO
CARLSON WAGONLIT                                        RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO
                                                        MALL TAX & INS.           ZERO

# 34-SUITE D 1 001        8.00 UNLIMITED        NATURAL MALL TAX & INS.           ZERO
LPC NAIL/TAN SALON                                      RECOVERY POOL 4000        ZERO
                                                        RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO


                      PRIMARY/                                                 ANNUAL
                      SECONDARY  SQUARE    LEASE  LEASE  OPTION     MINIMUM    MINIMUM
     TENANT             CODES     FEET     BEGIN   END   #/MOS      RENT/SF     RENT
-------------------  ----------  ------    -----  -----  -------  ----------  --------
# 35-SUITE D 1 002         1       1,666    3/95   3/02   -           15.00     24,990
SPLASH                   510                                    4/98  16.00     26,656



# 36-SUITE D 1 003         1       1,800    8/88   7/98   -           20.36     36,648
SHERMAN JEWELERS        4000



# 37-SUITE D 1 004         1       1,857    5/95   4/05   -           21.00     38,997
NORTHERN REFLECTIO      2500                                    7/98  23.00     42,711
                                                                7/02  25.00     46,425


# 38-SUITE D 1 005         1       1,844    3/92   2/02   -           20.00     36,880
LADY FOOTLOCKER         3550                                    3/97  23.00     42,412



# 39-SUITE D 1 006         1         661    8/96   7/06   -           39.00     25,779
MOMS CINNAMON           7500                                    1/99  40.00     26,440
                                                                1/00  42.00     27,762


# 40-SUITE D 1 007B        1          36    8/96   7/01   -          185.00      6,660
OTTAWA SAVINGS          9200

# 41-SUITE D 1 007A        1         280    8/96   7/01   -           39.00     10,920
COUNTY FAIR FRIES       7500                                    1/99  40.00     11,200
                                                                1/00  42.00     11,760


# 42-SUITE D 1 008         1         339    4/98   3/08   -           36.22     12,280
VACANT UNIT             9900



# 43-SUITE D 1 010         1       5,058    3/95   1/06   -           11.00     55,638
BUCKLE                  2500                                    2/98  13.00     65,754




                      OVERAGE  CEILING      BREAKPOINT                         PRO RATA   % OF RENT
     TENANT              %     (000'S)       (000'S)         RECOVERIES      SHARE BASE  SUBJ TO CPI
-------------------   -------  --------     ---------- -------------------  -----------  -----------
# 35-SUITE D 1 002        5.00 UNLIMITED        NATURAL MALL TAX & INS.           ZERO
SPLASH                                                  RECOVERY POOL 4000        ZERO
                                                        RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO

# 36-SUITE D 1 003        6.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
SHERMAN JEWELERS                                        RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4600        ZERO
                                                        MALL TAX & INS.           ZERO

# 37-SUITE D 1 004        5.00 UNLIMITED        NATURAL MALL TAX & INS.           ZERO
NORTHERN REFLECTIO                                      RECOVERY POOL 4000        ZERO
                                                        RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO

# 38-SUITE D 1 005        5.50 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
LADY FOOTLOCKER                                         RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO
                                                        MALL TAX & INS.           ZERO

# 39-SUITE D 1 006        6.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
MOMS CINNAMON                                           RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO
                                                        MALL TAX & INS.           ZERO

# 40-SUITE D 1 007B       -         -           -       NONE
OTTAWA SAVINGS

# 41-SUITE D 1 007A       6.00 UNLIMITED            210 RECOVERY POOL 4000        ZERO
COUNTY FAIR FRIES                                       RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO
                                                        MALL TAX & INS.           ZERO

# 42-SUITE D 1 008        5.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
VACANT UNIT                                             RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO
                                                        MALL TAX & INS.           ZERO

# 43-SUITE D 1 010        5.00 UNLIMITED        NATURAL MALL TAX & INS.           ZERO
BUCKLE                                                  RECOVERY POOL 4000        ZERO
                                                        RECOVERY POOL 4100        ZERO
                                                        RECOVERY POOL 4500        ZERO


                      PRIMARY/                                                 ANNUAL
                      SECONDARY  SQUARE    LEASE  LEASE  OPTION     MINIMUM    MINIMUM
     TENANT             CODES     FEET     BEGIN   END   #/MOS      RENT/SF     RENT
-------------------  ----------  ------    -----  -----  -------  ----------  --------
# 44-SUITE E 1 001         1       5,428    6/90   5/00   -           15.85     86,034
MAURICES                2500



# 45-SUITE E 1 004         1       1,582    8/88   7/98   -           25.28     39,993
FOXS                    4000



# 46-SUITE E 1 005         1       2,703    8/88   8/00   -           17.00     45,951
KAY BEE                 6500



# 47-SUITE E 1 006         1       3,370    8/88   1/01   -           15.00     50,550
BRAUNS                   510                                    1/98  16.00     53,920



# 48-SUITE E 1 007         1       5,819    8/88   1/00   -           16.00     93,104
EXPRESS                  510



# 49-SUITE E 1 009         1       1,713    8/88   3/99   -           22.18     37,994
KAY'S                   4000



# 50-SUITE E 1 010         1       5,321    8/88   1/99   -           12.00     63,852
LERNER                   530



# 51-SUITE E 1 012         1       1,800    4/96   1/07   -           18.00     32,400
BATH & BOOY WORKS       6000                                    5/01  20.00     36,000



                       OVERAGE  CEILING      BREAKPOINT                         PRO RATA   % OF RENT
     TENANT               %     (000'S)       (000'S)         RECOVERIES      SHARE BASE  SUBJ TO CPI
-------------------    -------  --------     ---------- -------------------  -----------  -----------
# 44-SUITE E 1 001         5.50 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
MAURICES                                                 RECOVERY POOL 4100        ZERO
                                                         RECOVERY POOL 4500        ZERO
                                                         MALL TAX & INS.           ZERO

# 45-SUITE E 1 004         5.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
FOXS                                                     RECOVERY POOL 4100        ZERO
                                                         RECOVERY POOL 4500        ZERO
                                                         MALL TAX & INS.           ZERO

# 46-SUITE E 1 005         5.00 UNLIMITED        NATURAL ENLOSED MALL              ZERO
KAY BEE                                                  COMMON AREA               ZERO
                                                         ADMINISTRATIVE            ZERO
                                                         MALL TAX & INS.           ZERO

# 47-SUITE E 1 006         4.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
BRAUNS                                                   RECOVERY POOL 4100        ZERO
                                                         RECOVERY POOL 4500        ZERO
                                                         MALL TAX & INS.           ZERO

# 48-SUITE E 1 007         5.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
EXPRESS                                                  RECOVERY POOL 4100        ZERO
                                                         RECOVERY POOL 4500        ZERO
                                                         MALL TAX & INS.           ZERO

# 49-SUITE E 1 009         6.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
KAY'S                                                    RECOVERY POOL 4100        ZERO
                                                         RECOVERY POOL 4500        ZERO
                                                         MALL TAX & INS.           ZERO

# 50-SUITE E 1 010         5.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
LERNER                                                   RECOVERY POOL 4100        ZERO
                                                         RECOVERY POOL 4500        ZERO
                                                         MALL TAX & INS.           ZERO

# 51-SUITE E 1 012         8.00 UNLIMITED        NATURAL MALL TAX & INS.           ZERO
BATH & BOOY WORKS                                        RECOVERY POOL 4000        ZERO
                                                         LANEB&LIMITED CAM         ZERO
                                                         RECOVERY POOL 4500        ZERO


                      PRIMARY/                                                 ANNUAL
                      SECONDARY  SQUARE    LEASE  LEASE  OPTION     MINIMUM    MINIMUM
     TENANT             CODES     FEET     BEGIN   END   #/MOS      RENT/SF     RENT
-------------------  ----------  ------    -----  -----  -------  ----------  --------
# 52-SUITE E 1 013         1         338    8/96   7/98   -           27.81      9,400
SHOE FIXERS             9200



# 53-SUITE E 1 014         1       1,053    8/88  12/98   -           31.50     33,170
PAGES                   4000



# 54-SUITE F 1 001         1       1,039    9/96   8/01   -           26.82     27,866
COFFEE BEANERY          8500                                    9/98  29.00     30,131



# 55-SUITE F 1 002         1       1,094    8/88   7/98   -           24.02     26,278
REGIS HAIR STYLIST      6000



# 56-SUITE F 1 003         1       2,699    8/88   7/98   -           16.00     43,184
WALDENBOOKS             6500



# 57-SUITE F 1 004         1       4,910    3/94   2/04   -           14.00     68,740
MUSICLAND               5500                                    3/99  15.00     73,650



# 58-SUITE F 1 006         1       2,518    1/96  12/00   -           17.87     44,997
BALLY'S ALADDIN'S       9000



# 59-SUITE F 1 007         1       1,038    4/96   1/01   -           30.00     31,140
LANGE'S SPORTS          6500                                    4/98  33.00     34,254



# 60-SUITE G 1 001         2      52,515    8/88   8/03   -            3.00    157,545
SEARS                   9400



                     OVERAGE  CEILING      BREAKPOINT                         PRO RATA   % OF RENT
     TENANT             %     (000'S)       (000'S)         RECOVERIES      SHARE BASE  SUBJ TO CPI
-------------------  -------  --------     ---------- -------------------  -----------  -----------
# 52-SUITE E 1 013      10.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
SHOE FIXERS                                            RECOVERY FOOL 4100        ZERO
                                                       RECOVERY POOL 4500        ZERO
                                                       MALL TAX & INS.           ZERO

# 53-SUITE E 1 014       6.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
PAGES                                                  RECOVERY POOL 4100        ZERO
                                                       RECOVERY POOL 4500        ZERO
                                                       MALL TAX & INS.           ZERO

# 54-SUITE F 1 001       6.00 UNLIMITED            300 RECOVERY POOL 4000        ZERO
COFFEE BEANERY                                         RECOVERY POOL 4100        ZERO
                                                       RECOVERY POOL 4500        ZERO
                                                       MALL TAX & INS.           ZERO

# 55-SUITE F 1 002       6.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
REGIS HAIR STYLIST                                     RECOVERY POOL 4100        ZERO
                                                       RECOVERY POOL 4500        ZERO
                                                       MALL TAX & INS.           ZERO

# 56-SUITE F 1 003       6.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
WALDENBOOKS                                            RECOVERY POOL 4100        ZERO
                                                       RECOVERY POOL 4500        ZERO
                                                       MALL TAX & INS.           ZERO

# 57-SUITE F 1 004       5.00 UNLIMITED          1,375 RECOVERY POOL 4000        ZERO
MUSICLAND                                3/99    1,473 RECOVERY POOL 4100        ZERO
                                         3/00    1,228 RECOVERY FOOL 4500        ZERO
                                                       MALL TAX & INS.           ZERO

# 58-SUITE F 1 006      10.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
BALLY'S ALADDIN'S                                      RECOVERY POOL 4100        ZERO
                                                       RECOVERY POOL 4500        ZERO
                                                       MALL TAX & INS.           ZERO

# 59-SUITE F 1 007       6.00 UNLIMITED            400 RECOVERY POOL 4000        ZERO
LANGE'S SPORTS                                         RECOVERY POOL 4100        ZERO
                                                       RECOVERY POOL 4500        ZERO
                                                       MALL TAX & INS.           ZERO

# 60-SUITE G 1 001       1.50     9,000          5,000 MALL & ANCHOR TAX      506,728
SEARS                    1.00 UNLIMITED

                      PRIMARY/                                                 ANNUAL
                      SECONDARY  SQUARE    LEASE  LEASE  OPTION     MINIMUM    MINIMUM
     TENANT             CODES     FEET     BEGIN   END   #/MOS      RENT/SF     RENT
-------------------  ----------  ------    -----  -----  -------  ----------  --------
                                                         1-180         3.00    157,545


# 61-SUITE H 1 001         2      69,148    8/88   8/03   -            3.25    224,807
YOUNKERS                9400

                                                         1-120         3.25    224,807



# 62-SUITE I 1 001         2      40,755   12/93   7/03   -            4.20    171,171
STEKETEES               9400

                                                         1-120         4.20    171,171



# 63-SUITE J 1 001         2      51,399    8/88   8/03   -            3.70    190,140
JCPENNEY                9400

                                                         1-120         3.70    190,140



# 64-SUITE K 1 001         3         180    8/88   7/97   -          136.11     24,500
THINGS REMEMBERED       4500



# 65-SUITE K 1 004         3         150    1/96  12/97   -           96.67     14,501
GOLDEN CHAIN GANG       4000



# 66-SUITE K 1 003         3         150    8/94   7/99   -           93.33     14,000
SUNGLASS CO             6000



                     OVERAGE  CEILING      BREAKPOINT                         PRO RATA   % OF RENT
     TENANT             %     (000'S)       (000'S)         RECOVERIES      SHARE BASE  SUBJ TO CPI
-------------------  -------  --------     ---------- -------------------  -----------  -----------
                         1.50     9,000          5,000 MALL & ANCHOR TAX      506,728
                         1.00 UNLIMITED

# 61-SUITE H 1 001       2.50     9,500          7,500 MALL & ANCHOR TAX         ZERO
YOUNKERS                 2.00    11,500                ENCLOSED MALL
                         1.50 UNLIMITED                COMMON AREA

                         2.50     9,500          7,500 ENCLOSED MALL
                         2.00    11,500                COMMON AREA
                         1.50 UNLIMITED                MALL & ANCHOR TAX         ZERO

# 62-SUITE I 1 001       3.00 UNLIMITED          6,273 ENCLOSED MALL
STEKETEES                                              COMMON AREA
                                                       MALL & ANCHOR TAX         ZERO

                         3.00 UNLIMITED          6,235 ENCLOSED MALL
                                                       COMMON AREA
                                                       MALL & ANCHOR TAX         ZERO

# 63-SUITE J 1 001       1.50 UNLIMITED          9,419 ENCLOSED MALL
JCPENNEY                                               COMMON AREA
                                                       MALL & ANCHOR TAX      506,728

                         1.50 UNLIMITED          9,419 ENCLOSED MALL
                                                       COMMON AREA
                                                       MALL & ANCHOR TAX      506,728

# 64-SUITE K 1 001       8.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
THINGS REMEMBERED                                      RECOVERY POOL 4100        ZERO
                                                       RECOVERY POOL 4500        ZERO
                                                       MALL TAX & INS.           ZERO

# 65-SUITE K 1 004       7.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
GOLDEN CHAIN GANG                                      RECOVERY POOL 4100        ZERO
                                                       RECOVERY POOL 4500        ZERO
                                                       MALL TAX & INS.           ZERO

# 66-SUITE K 1 003       8.00 UNLIMITED        NATURAL RECOVERY POOL 4000        ZERO
SUNGLASS CO                                            RECOVERY POOL 4100        ZERO
                                                       RECOVERY POOL 4500        ZERO
                                                       MALL TAX & INS.           ZERO

                      PRIMARY/                                                 ANNUAL
                      SECONDARY  SQUARE    LEASE  LEASE  OPTION     MINIMUM    MINIMUM
     TENANT             CODES     FEET     BEGIN   END   #/MOS      RENT/SF     RENT
-------------------  ----------  ------    -----  -----  -------  ----------  --------
# 67-SUITE M 1 001         4       2,577   12/93  11/98   -            6.25     16,106
BO RICS HAIRCARE        6000

# 68-SUITE M 1 002         4       1,541   10/94   9/99   -           10.00     15,410
SALLY BEAUTY SUPPL      6000

# 69-SUITE M 1 003         4       5,983    7/96   6/98   -            3.35     20,043
ANDREWS HOME FURNI      5000

# 70-SUITE M 1 005         4       2,000    9/94   8/99   -            8.00     16,000
CHILDREN'S ORCHAR       3020

# 71-SUITE M 1 007         4       8,000   11/94   1/00   -            8.00     64,000
MARIANNE/MARIANNE        510

# 72-SUITE M 1 011         4       1,999    9/93   8/98   -            9.00     17,991
APPLE VALLEY            8500

# 73-SUITE M 1 012         4       3,987    6/95   4/05   -            8.00     31,896
IMPERIAL GARDEN         8000                                    6/00  10.00     39,870

# 74-SUITE L 1 605C        6       8,775    7/90   6/00   -           14.82    130,046
JOSE BABUSHKA           8000
                                                         1-60         14.82    130,046
                                                         2-60         14.82    130,046
# 75-SUITE L 1 605F        5       2,236   11/88  10/08   -           15.65     34,993
FIRST OF AMERICA        9200                                   11/98  17.89     40,002
                                                               11/03  20.13     45,000
                                                         1-60         22.36     49,997



                     OVERAGE  CEILING      BREAKPOINT                         PRO RATA   % OF RENT
     TENANT             %     (000'S)       (000'S)         RECOVERIES      SHARE BASE  SUBJ TO CPI
-------------------  -------  --------     ---------- -------------------  -----------  -----------
# 67-SUITE M 1 001       5.00 UNLIMITED        NATURAL RECOVERY POOL 4100         ZERO
BO RICS HAIRCARE                                       RECOVERY POOL 4500         ZERO
                                                       PLAZA SHOPS TAX            ZERO

# 68-SUITE M 1 002       4.00 UNLIMITED        NATURAL PLAZA SHOPS TAX            ZERO
SALLY BEAUTY SUPPL                                     COMMON AREA                ZERO

# 69-SUITE M 1 003       2.00 UNLIMITED            700 PLAZA SHOPS TAX            ZERO
ANDREWS HOME FURNI

# 70-SUITE M 1 005       6.00 UNLIMITED            300 PLAZA SHOPS TAX            ZERO
CHILDREN'S ORCHAR                                      RECOVERY POOL 4100         ZERO
                                                       RECOVERY POOL 4500         ZERO

# 71-SUITE M 1 007       4.00 UNLIMITED        NATURAL PLAZA SHOPS TAX            ZERO
MARIANNE/MARIANNE                                      RECOVERY POOL 4100         ZERO
                                                       RECOVERY POOL 4500         ZERO

# 72-SUITE M 1 011       -         -              -    RECOVERY POOL 4100         ZERO
APPLE VALLEY                                           RECOVERY POOL 4500         ZERO
                                                       PLAZA SHOPS TAX            ZERO

# 73-SUITE M 1 012       6.00 UNLIMITED            800 PLAZA SHOPS TAX            ZERO
IMPERIAL GARDEN                                        RECOVERY POOL 4100         ZERO
                                                       RECOVERY POOL 4500         ZERO

# 74-SUITE L 1 605C      6.00 UNLIMITED          2,000 JOSE BABUSHKA TAX          ZERO
JOSE BABUSHKA
                         6.00 UNLIMITED          2,000 JOSE BABUSHKA TAX          ZERO

                         6.00 UNLIMITED          2,000 JOSE BABUSHKA TAX          ZERO

# 75-SUITE L 1 605F      -         -              -    FIRST AM BANK TAX          ZERO
FIRST OF AMERICA                                       FIRST AM BANK CAM          ZERO
                                                       RECOVERY POOL 4500         ZERO

                         -         -              -    FIRST AM BANK TAX          ZERO
                                                       FIRST AM BANK CAM          ZERO
                                                       RECOVERY POOL 4S00         ZERO

                      PRIMARY/                                                 ANNUAL
                      SECONDARY  SQUARE    LEASE  LEASE  OPTION     MINIMUM    MINIMUM
     TENANT             CODES     FEET     BEGIN   END   #/MOS      RENT/SF     RENT
-------------------  ----------  ------    -----  -----  -------  ----------  --------
                                                         2-60         24.60     55,006


# 76-SUITE N 1             7      79,670    6/89   8/67   -            0.00          0
TARGET

# 77-SUITE K 1 002         3          96    5/96   4/99   -          156.75     15,048
ROYAL JEWELRY           4000                                   5/97  168.75     16,200


                                 -------
                                 473,619
                                 =======

                    OVERAGE  CEILING      BREAKPOINT                         PRO RATA   % OF RENT
     TENANT            %     (000'S)       (000'S)         RECOVERIES      SHARE BASE  SUBJ TO CPI
------------------- -------  --------     ---------- -------------------  -----------  -----------
                        -         -              -    FIRST AM BANK TAX          ZERO
                                                      FIRST AM BANK CAM          ZERO
                                                      RECOVERY POOL 4500         ZERO

# 76-SUITE N 1                                NATURAL ANCHOR CAM
TARGET

# 77-SUITE K 1 002      7.00 UNLIMITED            150 RECOVERY POOL 4000         ZERO
ROYAL JEWELRY                           5/97      162 RECOVERY POOL 4100         ZERO
                                                      RECOVERY POOL 4500         ZERO
                                                      MALL TAX & INS.            ZERO




                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------

                           Professional Qualifications

                            JAMES C. KAFES, MAI, CRE

EXPERIENCE:                Landauer Associates, Inc., New York, NY (since 1986)
                           Division Manager/Executive Managing Director in
                           Charge of National Valuation and Technical Services,
                           Member of the Management Committee, and General
                           Manager of the New York Valuation and Technical
                           Services Division. Valuation and real estate counseling on major urban properties and portfolios, including financial and feasibility analyses, appraisal reviews and independent fiduciary services.

                           Miller & Kafes Associates, Inc. (1972-1986)
                           Principal. Valuations, market studies, investment analyses and counseling services on major commercial developments nationwide and in the Caribbean.

                           James E. Gibbons Associates (1970-1972)
                           Assistant Director. Real estate valuations and counseling services.

                           National Bank of North America (1969-1970)
                           Chief Appraiser. Market valuations and analysis of investment opportunities.

                           General Services Administration (1962-1968)
                           Economic analyses, highest and best use studies, market valuations.

PROFESSIONAL
ACTIVITIES:                MAI:      Appraisal Institute
                           CRE:      American Society of Real Estate Counselors
                                     Has served on national committees of
                                     the Appraisal Institute and ASREC
                                     since 1971, including current service
                                     as a board member and past service as
                                     Editor-in-Chief and Chairman of the
                                     Editorial Board of the Appraisal
                                     Journal, published quarterly by the
                                     Appraisal Institute.
                           Member:   Board of Directors, Cedar Income Fund
                                     Board of Directors, Realty Credit Corp.
                                     Roundtable of Advisors, Murray H. Goodman
                                         Center for Real Estate Studies,
                                         Lehigh University
                                     The Real Estate Board of New York, Inc.

CERTIFICATION:             Currently certified in the Appraisal Institute's
                           voluntary program of continuing education for its designated members.

EDUCATION:                 BS, MBA, Lehigh University

                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------

                           Professional Qualifications

                          JOHN I. WRZESINSKI, MAI, CRE

EXPERIENCE:                Landauer Associates, Inc., Chicago, Illinois (since
                           1982)
                           Senior Managing Director, Member of the Management
                           Committee and General Manager of the Chicago Regional
                           Office. Active in general real estate consulting since 1972 with an emphasis in the valuation and financial analysis of income properties. Specialized experience in the preparation of feasibility, market and land use studies and litigation support.
                           Assignments involved the evaluation and valuation of all types of real property throughout the United
                           States for Insurance Companies, Pension Funds, financial institutions, developers, and industrial corporations.

                           Lake Michigan Appraisal Co., Chicago, Illinois (1977-1982)
                           Assistant Vice President and Secretary, (Subsidiary of Arthur Rubloff & Co.). Co-manager of the appraisal group; performing various market, feasibility studies and valuations of all types throughout the United States.

                           Marshall & Stevens, Chicago, Illinois (1976-1977) Senior Appraiser. Appraisal and counseling assignments involving real property of all types in the Midwest principally but also in the Northeast and West.

PROFESSIONAL
DESIGNATIONS:              MAI:        Appraisal Institute
                           CRE:        American Society of Real Estate
                                       Counselors
                           Member:  -  Appraisal Journal Board-Appraisal
                                       Institute
                                    -  Chicago Real Estate Board
                                    -  Illinois Association of Realtors
                                    -  National Association of Realtors
                                    -  Illinois Association of Certified Real
                                       Estate Appraisers
                                    -  International Council of Shopping Centers
                                    -  Lambda Alpha, Ely Chapter

CERTIFICATION:             Currently certified in the voluntary program of
                           continuing education for designated members conducted by the Appraisal Institute.

                           Currently State certified as a General Real Estate Appraiser Licensed Real Estate Broker

EDUCATION:                 Bachelor of Science, School of Business
                           Southern Illinois University, Carbondale,
                           Illinois (1969)

                           Numerous professional practice and real estate related courses offered by the Appraisal Institute. Also, various seminars, workshops and continuing education courses sponsored by the Appraisal Institute and the Chicago Real Estate Board.

                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------

                           Professional Qualifications

                                JOHN P. BAKER, MAI

EXPERIENCE:                Landauer Associates, Inc., Chicago, Illinois (Since
                           1994)
                           Director, Valuation and Technical Services Division.
                           Research and valuation of income-producing properties throughout the United States. Experience includes general real estate consulting, valuation, market assessments, and litigation support.

                           Chase and Company, Denver, Colorado (1985-1993) Appraiser. Research and appraise land and income-producing properties.

                           Jefferson County, Golden, Colorado (1974-1985) Acquisition Administrator. Negotiated the acquisition of real estate and water rights for Jefferson County's Open Space Program.

PROFESSIONAL
ACTIVITIES:                Member, Appraisal Institute (MAI)

CERTIFICATION:             Currently certified as State General Appraiser in
                           Illinois (License Number 153-000915) and Colorado
                           Certified General Appraiser (License Number
                           CG01313629) Licensed Real Estate Salesman, State of
                           Colorado

                           Currently certified in the voluntary program of continuing education for designated members conducted by the Appraisal Institute.

EDUCATION:                 MA Social Science/Public Administration
                           University of Northern Colorado, Greeley, Colorado

                           BS Degree - Geography/Urban Planning
                           Northern Michigan University, Marquette, Michigan

                           University of Denver, School of Law, Continuing
                               Education
                             Real Estate Practice - 1980
                             Water Law - 1984

                           University of Colorado, Boulder, Colorado
                             Legal Aspects of Planning (Zoning Law) - 1976

                           Numerous professional practice and real estate related courses offered by the Appraisal Institute. Also, various seminars, workshops, and continuing education courses sponsored by the Appraisal Institute.

                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------

                           Professional Qualifications

                               KEVIN D. GRAY, CRE

EXPERIENCE:                Landauer Associates, Inc., New York, NY (since 1985)

                           Managing Director, Transaction Counseling Group Investment sales of shopping centers and other retail properties, as well as dispositions and acquisitions of real estate operating entities. Transaction-related services such as due diligence, offering memoranda, pricing analyses and fairness opinions.

                           Senior Vice President, Valuation and Technical Services Group
                           Real estate consulting emphasizing strategic planning, portfolio research, appraisals, feasibility studies, construction financing and securities offerings. All property types throughout North America.

                           Price Waterhouse (Boston and New York) (1985)
                           Senior Associate. General management and real estate consulting, incorporation of real estate investment into overall corporate strategic goals.


PROFESSIONAL
ACTIVITIES:                Member:  -  American Society of Real Estate
                                       Counselors (CRE)
                                    -  International Council of Shopping
                                       Centers (ICSC)
                                    -  National Association of Real Estate
                                       Investment Trusts (NAREIT)
                                    -  Pension Real Estate Association (PREA)
                           Commissioner of Planning and Zoning (Elected Office),
                              Town of Darien, Connecticut, 1988-1992; 1994-1998.
                           Co-editor, Shopping Centers and Other Retail
                              Properties, John Wiley and Sons in association with the Urban Land Institute, 512 pp., 1996.

STATE
CERTIFICATION:             Licensed Salesperson, State of New York
                           State Certified General Appraiser in California,
                           Connecticut, Maryland, Massachusetts, New Jersey, New
                           York, Pennsylvania, Tennessee and Texas. Registered
                           Architect, State of Connecticut

EDUCATION:                 MPPM (MBA), Finance and Accounting, Yale University
                           M, Architecture with honors, University of
                              Pennsylvania (Cret Medal Recipient)
                           BA, Architecture with honors, University of
                              Pennsylvania
                           Languages:  French, Italian, Spanish

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

=============
     HVS
-------------
International
=============

=====================================================

                                 ----------------------------
                                 Economic Study and Appraisal
                                 ----------------------------
                                 Howard Johnson Commack
                                 ----------------------------
                                 Commack, New York
                                 ----------------------------

Prepared by:

Hospitality Valuation Services
A Division of Hotel Consulting Services, Inc.
372 Willis Avenue
Mineola, NY  11501
516-248-8828

Submitted to:

Mr. Shirish Godbole
Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY  10036

                        [Letterhead of HVS International]

                                        November 15, 1996

Mr. Shirish Godbole
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY  10036

                                        Re:  Howard Johnson Commack
                                             Commack, New York
                                             Ref. #9610282

Dear Mr. Godbole:

Pursuant to your request, we herewith submit our economic study and appraisal pertaining to the above-captioned property. We have inspected the site and facilities and analyzed the hostelry market conditions in the Suffolk County area. Our report was prepared in accordance with, and is subject to, the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) and the Uniform Standards of Professional Practice (USPAP), as provided by the Appraisal Institute.

Based on the available data, our analysis, and our experience in the hotel industry, it is our opinion that the market of the fee simple interest in the subject property described in this report, as of January 1, 1997, is:

                                   $3,200,000
                   THREE MILLION TWO HUNDRED THOUSAND DOLLARS

We hereby certify that we have no undisclosed interest in the property, and our employment and compensation are not contingent upon our findings and valuation. The economic study and appraisal is made part hereof, and must remain attached in order for the value opinion set forth to be considered valid. This study is subject to the comments made throughout this report and to all assumptions and limiting conditions set forth herein.

                                 Very truly yours,
                                 HOSPITALITY VALUATION SERVICES
                                 A Division of Hotel Consulting Services, Inc.


                                 /s/ Sean A. Hehir

                                 Sean A. Hehir
                                 Consultant and Valuation Analyst


                                 /s/ Anne R. Lloyd-Jones

                                 Anne R. Lloyd-Jones, CRE
                                 Senior Vice President


                                 /s/ Stephen Rushmore

                                 Stephen Rushmore, CRE, MAI, CHA
                                 President

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Table of Contents

         1.   Executive Summary ...........................................    1

         2.   Nature of the Assignment ....................................    3

         3.   Description of the Land, Improvements,
                 Zoning, Taxes and Neighborhood ...........................    7

         4.   Market Area Analysis ........................................   20

         5.   Overview of External Forces Affecting the U.S.
                 Lodging Industry .........................................   34

         6.   Lodging Market Supply and Demand Analysis ...................   50

         7.   Projection of Occupancy and Average Rate ....................   65

         8.   Highest and Best Use ........................................   79

         9.   Approaches to Value .........................................   81

         10.  Income Capitalization Approach ..............................   84

         11.  Sales Comparison Approach ...................................  118

         12.  Cost Approach ...............................................  126

         13.  Reconciliation of Value Indications .........................  132

         14.  Statement of Assumptions and Limiting Conditions ............  136

         15.  Certification ...............................................  139

              Addenda

                  Photographs of the Subject Property
                  Photographs of the Competitors
                  Legal Description
                  Synopsis of Hotel Management Agreement
                  Synopsis of Restaurant Lease
                  Explanation of the Simultaneous Valuation Formula

              Qualifications

                  Sean A. Hehir
                  Anne R. Lloyd-Jones, CRE
                  Stephen Rushmore, CRE, MAI, CHA

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1.    Executive Summary

Property:                              Howard Johnson Commack
Location:                              450 Moreland Road
                                       Commack, New York  11725
Date of Inspection:                    October 21, 1996
Interest Appraised:                    Fee simple
Date of Value:                         January 1, 1997

Land Description
----------------
Area:                                  +/-4.13  acres, or +/-179,903 square feet
Zoning:                                WSI - Wholesale and Service Industrial
                                       District
Assessor's Parcel Number:              Section 180, Block 1, Lot 44

Improvements Description
------------------------
Age:                                   Constructed in 1971
Property Type:                         Limited-service
Guestrooms:                            109
Number of Stories:                     Two stories
Food and Beverage Service:             Complimentary continental breakfast
Meeting Space:                         Two rooms totaling 800 square feet
Parking:                               Approximately 110 spaces

Summary of Value Parameters
---------------------------
Highest and Best Use (as if vacant):   Lodging facility
Highest and Best Use (as improved):    Lodging facility
Marketing Period:                      Six to nine months
Number of Years to Stabilize:          Two
Stabilized Year:                       1998

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Valuation Assumptions
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Mortgage Interest Rate:                9.5%
Amortization Period:                   20 years
Debt Service Constant:                 0.111856
Loan-to-Value Ratio:                   70%
Stabilized Inflation Rate:             3.5%
Equity Yield Rate:                     22.0%
Terminal Capitalization Rate:          12.0%
Brokerage and Legal Fees:              3%
Holding Period:                        Ten years
Calculated Discount Rate:              14.42%

Estimates of Value
------------------
Income Capitalization Approach:        $3,140,000
Sales Comparison Approach:             $2,630,000 - $3,700,000
Cost Approach (Replacement Cost):      $5,800,000
Market Value Conclusion:               $3,200,000
Market Value Conclusion per Room:      $29,358

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2.    Nature of the Assignment

Subject of the Economic Study and Appraisal

The subject of the economic study and appraisal is the fee simple interest in a +/-179,903-square-foot ( +/-4.13 -acre) parcel improved with a 109-room, limited-service lodging facility known as the Howard Johnson Commack, which opened in 1971. In addition to guestrooms, the subject property features a gatehouse where the registration area is located, +/-800 square feet of meeting space, an outdoor swimming pool, an area where complimentary continental breakfast is served, and all other facilities and amenities typical of a limited-service hotel. The hotel is located on the west side of Moreland Road, approximately 100 feet north of its intersection with Vanderbilt Motor Parkway. Municipal jurisdictions governing the property include the Hamlet of Commack, the Town of Smithtown, Suffolk County, and the State of New York. The hotel's civic address is 450 Moreland Road, Commack, New York, 11725.

Objective of the Economic Study and Appraisal

The objective of the economic study and appraisal is to evaluate the supply and demand factors affecting the market for transient accommodations in the Commack area for the purpose of estimating the market value of the subject property. Market value is defined by the Office of the Comptroller of the Currency (OCC), 12 CFR, Part 34, as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.

      Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    buyer and seller are typically motivated;

      2. both parties are well informed or well advised, and acting in what they consider their own best interests;

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      3.    a reasonable time is allowed for exposure in the open market;

      4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

Use of the Appraisal

This appraisal is being prepared for the use of Morgan Stanley Mortgage Capital, Inc. in connection with their proposed financing of a package of 17 hotels (including the subject property) which are owned by Ashford Financial Corporation or related entities. The information presented in this report should not be disseminated to the public or third parties without the express written consent of Hospitality Valuation Services.

Scope of the Appraisal

All information was collected and analyzed by the staff of Hospitality Valuation Services. Data such as historical operating statements, site plans, floor plans, and so forth were supplied by Ashford Financial Corporation. Unless noted otherwise, we have inspected the competitive lodging facilities and analyzed the sales summarized in this report, and our value conclusion is based on this investigation and analysis.

Property Rights Appraised

The property rights appraised are the fee simple ownership of the land and improvements, including the furniture, fixtures, and equipment. The fee simple interest is defined as "absolute ownership unencumbered by any other interest or estate subject only to the four powers of government."(2) The subject property is appraised as a going concern (i.e., an open and operating facility).


(1)   Federal Register, Vol. 55, No. 165, August 24, 1990; p. 34696.

(2) The Dictionary of Real Estate Appraisal - Second Edition, American Institute of Real Estate Appraisers, Chicago, IL, 1989, p. 120.

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Method of Study

The methodology used to develop this economic study and appraisal is based on the market research and valuation techniques set forth in the textbooks authored by HVS International for the American Institute of Real Estate Appraisers and the Appraisal Institute, entitled The Valuation of Hotels and Motels,(1) Hotels, Motels and Restaurants: Valuations and Market Studies,(2) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations,(3) and Hotels and
Motels: A Guide to Market Analysis, Investment Analysis, and Valuations.(4)

The appraisal will consider the three standard approaches to value: income capitalization, sales comparison, and cost. Because lodging facilities are income-producing properties that are normally bought and sold on the basis of capitalization of their anticipated stabilized earning power, the greatest weight is given to the value indicated by the income capitalization approach. We find that most hotel investors employ a similar procedure in formulating their purchase decisions, and thus the income capitalization approach most closely reflects the rationale of typical buyers. When appropriate, the sales comparison and cost approaches are used to test the reasonableness of the results indicated by the income capitalization approach.

Ownership, Franchise, and Management

A photocopy of the subject property's legal description, which was provided by Ashford Financial Corporation, is presented in the Addenda to this report; the appraisers assume no responsibility regarding the accuracy of this document.

According to records maintained by the Smithtown Tax Assessor's Office, the subject property was formerly owned by Knight & Associates, Inc. On February 28, 1994, the Chartwell/G.S.R. Hotels III Limited Partnership entered into a purchase agreement with the Nippon Credit Bank, Ltd., which provided the mortgage loan to the subject property and 14 other hotels. The closing of the sale of the mortgage loan took place on March 25, 1994, and the purchase price allocated to the subject property was $2,218,895.


(1) The Valuation of Hotels and Motels, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1978.

(2) Hotels, Motels and Restaurants: Valuations and Market Studies, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1983.

(3) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1990.

(4) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992.

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Conveyance of the fee simple title to the hotel occurred on or about August 25, 1994.

The subject property operates under a franchise agreement with Howard Johnson Franchise Systems, Inc.; this agreement expires on August 25, 2009. The hotel is also subject to a management agreement with Remington Hotel Company, an abstract of which is presented in the Addenda to this report. For the purpose of this appraisal, we assume continued ownership of the subject property by Ashford Financial Corporation and operation of the property by Remington Hotel Company as a Howard Johnson.

Marketing Period

In light of the renewed interest in hotel investments and the increasing availability of debt and equity capital, we believe that it will take six to nine months to sell the subject property assuming it is placed on the market at the concluded value.

Effective Date of the Appraisal

The effective date of the appraisal is January 1, 1997. All projections are expressed in inflated dollars, and the value estimate represents 1997 dollars.

Date of Inspection

The subject property was inspected by Sean A. Hehir and Anne R. Lloyd-Jones on October 21, 1996.

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3.    Description of the Land, Improvements, Zoning, Taxes, and Neighborhood

LAND

The suitability of the land for the operation of a lodging facility is an important consideration affecting the economic viability of a property and its overall value. Factors such as size, topography, access, visibility, and the availability of utilities have a direct impact on the desirability of a particular site.

Size and Topography

The subject site is located on the west side of Moreland Road, approximately 100 feet north of its intersection with the Vanderbilt Motor Parkway. Municipal jurisdictions governing the property include the Hamlet of Commack, the Town of Smithtown, Suffolk County, and the State of New York.

According to the subject property's 1995/96 real estate tax bill and representatives of the Smithtown Tax Assessor's Office, the parcel measures approximately 4.13 acres, or +/-179,903 square feet. For tax purposes, the property is identified as District 800, Section 180, Block 1, Lot 44. The hotel is located on Moreland Road, north of the Long Island Expressway and the Vanderbilt Motor Parkway (which roughly parallels the expressway). A Mobil gas station and the Happy Family Chinese Buffet restaurant are located along the south side of the Howard Johnson.

The Vanderbilt Motor Parkway extends on an east/west axis just south of the gas station and the restaurant. Moreland Road, which is also known as Wicks Road, is located at the property's east end, and carries traffic north and south. A vacant parcel and the Suffolk County Girl Scout Council are located along the hotel's northern periphery. Commercial developments and a mini-storage warehouse known as SYMS are situated on the west side of the parcel. Primary vehicular access to the Howard Johnson is provided by Moreland Road. The parcel is generally flat, and its size and topography appear well suited for the current use.

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Easements

The appraisers were not provided with any information concerning easements affecting the subject property. For the purposes of this appraisal, we assume that the property is not encumbered by any unusual or onerous easements which would affect its use or marketability.

Regional Access

It is important to analyze a lodging facility's ease of access with respect to regional and local transportation routes and demand generators. The subject site is conveniently accessible to a variety of local, county, state, and interstate highways.

The Howard Johnson Commack is located near the center of Long Island. The island stretches east for roughly 188 miles from Manhattan to Montauk Point, but is only 25 miles wide at its widest point. Development has followed a west-to-east pattern. Long Island is served by three major east-west highways: the Long Island Expressway, Northern State Parkway, and Southern State Parkway. The Long Island Expressway (LIE) is the only east-west commercial highway serving almost the entire length of the island, and is a key component of the transportation system in Nassau and Suffolk Counties. Both the Northern and Southern State Parkways are characterized by low overpasses that render them impassable to large commercial vehicles.

The Long Island Expressway is paralleled by two-lane service roads on its northern and southern sides throughout most of Queens and Nassau County; the service roads are only partially constructed throughout Suffolk County. The availability of a service road in the vicinity of the Howard Johnson affords the site improved access, and thus represents a locational advantage.

Although the area's highway system is well developed, it is overtaxed as a result of the large population base and the extent of the area's commercial activity. Most travel on Long Island takes place on an east-west axis, and as a result, the LIE and the Northern and Southern State Parkways are often congested during peak periods. Although this traffic congestion is inconvenient, it is also pervasive, and thus does not represent a competitive disadvantage for any one area hotel.

Sagtikos State Parkway, Sunken Meadow State Parkway, and Northern State Parkway all pass within a one- to two-mile radius of the subject property, and provide convenient access to local demand generators and other points of interest. Sagtikos State Parkway originates in Commack,

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approximately 800 feet west of the subject property, and extends south to the coast. North of Commack, this route becomes the Sunken Meadow State Parkway, and extends to the north shore.

Northern State Parkway is a four-lane, limited-access route. This highway originates at Veterans Memorial Highway (State Route 454) approximately one and one-half miles northeast of the Howard Johnson, and continues west through western Suffolk and Nassau Counties. Northern State Parkway becomes the Grand Central Parkway at the Nassau/Queens border, and terminates at the Triborough Bridge (which provides access to Manhattan and Interstate 95). Overall, regional access to the Howard Johnson Commack is excellent.

Local Access and Visibility

Local access to the subject property is provided by Moreland Road, a two-lane, undivided thoroughfare that intersects the Vanderbilt Motor Parkway and the Long Island Expressway. South of the Vanderbilt Parkway, Moreland Road becomes Wicks Road.

Access to the hotel from the Long Island Expressway is convenient. Westbound motorists use Exit 53 and make a left turn onto the Vanderbilt Motor Parkway, then continue west for roughly one-eighth of a mile before turning right at the subject property. Eastbound motorists also use Exit 53 and turn left on Wicks Road (which becomes Moreland Road), continue under the LIE and the Vanderbilt Motor Parkway, and turn left into the Howard Johnson.

Although visibility of the subject property from the LIE is limited, this is not considered a serious detriment. Like most of the area's hotels, the Howard Johnson does not attract a substantial amount of demand from passing motorists. All destinations on Long Island can be reached within one or two hours, and thus highway traffic does not produce a significant number of hotel guests.

As noted earlier, the Howard Johnson is located near the intersection of the Vanderbilt Motor Parkway and Moreland Road. The hotel is set back behind a Mobil station and the Happy Family Chinese Buffet restaurant, and these structures obscure the view of the property. This factor is mitigated somewhat by the Howard Johnson's distinctive orange roof and a tall sign installed in front of the property.

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Overall, the subject site is considered appropriate for hotel use in terms of capacity, configuration, and access. The property is well situated with regard to various demand generators, although visibility is limited.

Airport Access

Long Island is served by three major airports: John F. Kennedy, La Guardia, and MacArthur. Guests of the subject property can reach John F. Kennedy Airport by taking the LIE west to the southbound Belt Parkway. Motorists gain access to La Guardia by traveling west on the LIE and then north on the Brooklyn-Queens Expressway.

The subject property is located within an approximate 20-minute drive of Long Island MacArthur Airport in Ronkonkoma. This regional air facility is served by American, USAir, and several commuter carriers. MacArthur's popularity has increased in recent years as more businesses have moved to Suffolk County and congestion at the New York City airports has intensified. Most of the passengers who use MacArthur Airport are local residents or commercial travelers visiting firms in Suffolk County.

Utilities

The subject site is served by all necessary utilities, which are provided as follows.

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Table 3-1  Available Utilities
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                      Utility                    Provider
                      -------                    --------
                      Water                      Suffolk Water Authority
                      Electricity                LILCO
                      Telephone                  NYNEX
                      Sewer                      Suffolk Water Authority
                      Garbage and Trash          Hickeys
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Soil and Subsoil Conditions

According to the November 24, 1993 Preliminary Environmental Site Assessment and Limited Asbestos Survey prepared by Certified Engineering & Testing Company, Inc., the subject site is located approximately 2,000 feet southeast of a State Hazardous Waste Site (SHWS): Gibson Oil and Chemical at 74 Mall Drive. Moreover, Kay Pneumatics, a fuel oil Leaking Underground Storage site (LUST) with a "clean-up in progress/required" status, is located approximately 2,000 feet west of the subject property and is hydraulically upgradient from the site. Gibson Oil and Chemical and Fairchild Industrial Production Division (at 76 Mall Drive) are classified as Comprehensive Environmental Resource Compensation and Liability

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Information System (CERCLIS) sites, and are both hydraulically upgradient from the subject parcel.

Because the subject property's proximity to these sites may raise environmental concerns, the Certified Engineering & Testing Company report recommends a Phase II environmental study. The appraisers are not qualified to evaluate soil conditions, and we urge concerned parties to engage qualified personnel to pursue the issue. This appraisal does not consider the potential impact of environmental problems, and it should be noted that the cost of remediation and the loss in value caused by the site's decreased desirability are extremely difficult to quantify.

Nuisances and Hazards

The same Certified Engineering & Testing Company report cited above indicates that friable asbestos has been identified in corrugated air-cell pipe insulation in the first-floor corridor and electrical room of the subject property's east wing (with an estimated total length of 250 feet) and in sprayed acoustical ceiling material in all guestrooms (an estimated area of 25,120 square feet). The reader should be advised that any costs associated with asbestos removal or containment could have an unfavorable impact on the hotel's market value, and the estimate set forth in this appraisal reflects our value conclusions prior to the deduction of any such costs. We suggest that interested parties initiate an independent analysis regarding current asbestos levels and the capital expenditures necessary to remove any asbestos that is present.

Excess Land

The 4.13-acre parcel includes a vacant tract that is situated on the northern side of the hotel improvements. The property's manager indicates that the cesspool is buried in this area, and unless alternate sewage treatment arrangements can be made, this portion of the site will remain vacant and dedicated to this use. Moreover, as a result of the significant expenditures that would be necessary to remove the cesspool, its seems unlikely that this land would be used for an expansion of the hotel facilities.

Flood Zone

As indicated by the Federal Emergency Management Agency (FEMA) Community Panel Number 3608-1000-15B, dated June 2, 1992, the subject property is located in Flood Zone C, an area of minimal flooding.

Seismicity

At the time of our analysis, information on the seismicity of the subject property was not available. For the purpose of this appraisal, we assume that the hotel is not located in an area of seismic danger.

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Land Conclusion

The subject parcel appears well suited as the site of a lodging facility. We have analyzed the issues of size, topography, access, visibility, and the availability of utilities, and noted the following advantages and disadvantages.

Advantages

o There is a well-developed network of local and regional highways in close proximity to the subject property, and access is favorable.

o In terms of shape and topography, the parcel appears suitable for its current use.

o     All necessary utilities are available.

Disadvantages

o     The site is not visible from the Long Island Expressway.

o The subject property is situated behind a Mobil gas station and the Happy Family Chinese Buffet restaurant, limiting visibility from Vanderbilt Motor Parkway.

The disadvantages noted above are surmountable through marketing and improved signage, and the advantages represent desirable locational attributes. As a result, we believe that the subject property is well suited for hotel use.

IMPROVEMENTS

The quality of a lodging facility's physical improvements has a direct influence on its marketability and attainable occupancy and average rate. The design and functionality of the structure can also affect operating efficiency and overall profitability. This section investigates the subject property's physical improvements and personal property in an effort to determine how they contribute to total value. The following description of the improvements is based on our inspection of the hotel and information provided by management representatives.

The Howard Johnson Commack is a limited-service lodging facility containing 109 rentable units, +/-800 square feet of meeting space, an outdoor swimming pool, and typical back-of-the-house areas. The two-story property opened in 1971, and operates under a management contract with Remington Hotel Company and a franchise affiliation with Howard Johnson Franchise System, Inc. Overall, the hotel appears to be in good condition, and management representatives report that all building systems are in working

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order. The following table summarizes the facilities available at the Howard Johnson.

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Table 3-2  Facilities Summary
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Guestrooms (No. of Units)
     Standard Queen                                                  43
     King Jacuzzi                                                    16
     Double Jacuzzi                                                  33
     Queen Jacuzzi                                                   10
     King Island Oval                                                 5
     Manager's Room                                                   2
                                                                   -----
          Total                                                     109

Meeting Space
     Two rooms totaling approximately 800 square feet

Parking
     Approximately 110 surface spaces

Life Safety Systems
     Hard-wired smoke detectors

Laundry Equipment
     Two washers
     Four dryers

Construction Details
     Five buildings
     Exterior facade of beige stucco with teal railing
     Concrete masonry blocks
     Rubber membrane roof
     Interior guestroom corridors
     Carpeting in the guestrooms and corridors and tile
       floor covering in the baths
     Vinyl covering on the interior walls

                         Note: two meeting rooms contain
            pull-down parlor beds and can be converted to guestrooms

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Property Exterior

The hotel consists of five buildings configured in a "U"-shape around a central courtyard; these structures occupy the northern, eastern, and western portions of the site. Paved parking areas accommodating approximately 110 vehicles are located around the perimeter of the improvements. The north and west guestroom buildings were constructed in 1971 and the east wing

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was added in 1976. An additional structure located in the northwestern corner of the parcel houses a laundry room and a mechanic's room.

As noted earlier, the subject property benefits from convenient vehicular access from the LIE. Westbound motorists use Exit 53 and make a left turn onto the Vanderbilt Motor Parkway, then continue west for roughly one-eighth of a mile before turning right at the hotel. Eastbound motorists also use Exit 53 and turn left on Wicks Road (which becomes Moreland Road), continue under the LIE and Vanderbilt Motor Parkway overpasses, and turn left into the Howard Johnson.

After entering the site, guests proceed to the hotel's main entrance, which is housed in a traditional Howard Johnson gatehouse constructed of brick and glass gatehouse; this facility is situated in the southeastern portion of the parcel. We note that the property exterior and the paved areas appear to be in good condition, with no apparent signs of disrepair.

Lobby

The front desk, the lobby, and a manager's office are in the gatehouse structure. The lobby is attractively furnished with plants, a coffee table, chairs, and some lamps. A public telephone and a public restroom are located to the right of the reception desk. Management representatives indicate that the ceiling and the wall vinyl in the lobby will be replaced in the near future.

Meeting and Banquet Space

Complimentary continental breakfast is served in a solarium that connects the north and east guestroom wings. Two small meeting rooms totaling approximately 800 square feet are available; both of these facilities are equipped with pull-down beds, and thus they can be used as guestrooms. We were informed by management that there are plans to convert a room that is now used for storage into a meeting room in the near future. This should enhance the ability to market the hotel to small groups.

Guestrooms

Guestrooms are of standard configuration and size. In addition to one or two beds, each unit is equipped with bedside tables, lamps, two chairs, a writing desk, a dresser, draperies with black-out lining and sheers, and a color television. Bathrooms, which are finished with tile floors, contain a commode, a tub/shower combination, and a freestanding sink. Thermasol Jacuzzi Steambaths are installed in 65 guestrooms.

Recent guestroom renovations included the replacement of beds, bedspreads, and carpets in 19 units and the installation of new vanities in all guest bathrooms. Floor tiles were also replaced in 53 of the bathrooms, and

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the remainder will be addressed in the near future. Walls in 15 guestrooms were resurfaced with stucco-style wall covering recently. Another 50 units will receive the same treatment in 1997, and the remainder are scheduled for completion in 1998.

Guestroom Corridors

Guestroom corridors are wide enough to permit the easy passage of housekeeping and room service carts. The corridors are finished with relatively new carpets, which were replaced as part of a previous renovation. Corridor lighting is sufficient and the fixtures appear to be good condition; we note that the lighting style complements the updated finishes in the hallways.

Management has set aside 60 units for non-smoking guests; this type of amenity costs very little and requires no structural changes. We expect that the number of rooms allocated for this purpose will be increased or reduced depending on demand and guest response.

Recreational Amenities

An outdoor swimming pool is situated in the "U" formed by the hotel buildings. Access to the pool is provided by a door leading off the breakfast solarium, southwest of the reception area. The swimming pool is fenced in, as required by local ordinances. A new pool filter was installed recently, and management representatives indicate that the paving around the perimeter of the pool will be repainted in the near future.

Back-of-the-House Space

Back-of-the-house facilities include a laundry room, a mechanical equipment room, and various offices and storage areas. The laundry and the mechanical equipment room are located in the northwestern corner of the building. The laundry room is equipped with two washers and four dryers. These machines appear dated, and may need to be replaced sometime in the near future.

Vertical Transportation

Vertical transportation is provided by four stairwells, located at each end of the east and west guestroom wings. All of the stairwells appear to be well maintained.

Heating, Ventilation, and Air Conditioning

The subject property guestrooms are cooled by in-room through-the-wall air conditioners that are reported to be in good working order. Public areas are cooled by ten package air conditioning units; hence, the property does not require chillers. Heat is provided by two boilers. According to information provided by Ashford Financial Corporation, all of the Howard Johnson's operating systems are in a condition appropriate to ensure the hotel's continued operation.

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Fire Protection

It is our understanding that the subject property is in full compliance with all applicable fire safety standards. All guestrooms are equipped with heat detectors and hard-wired smoke alarms, and pull stations and fire extinguishers are located at various points throughout the buildings. The hotel's fire alarm is wired to the front desk and to the fire department.

ADA Conformance

Following the January 26, 1992 passage of the Americans with Disabilities Act
(ADA), hotels are subject to new physical standards. The appraisers are not experts on ADA compliance, and we render no opinion regarding the subject property's conformance to ADA standards. Capital expenditures that may be necessary to bring the property into accordance with the ADA will reduce our estimate of market value. Any ongoing costs related to ADA regulations are expected to be funded by normal replacement reserves.

Improvements Conclusion

Except as noted above, the subject property's improvements are considered appropriate for hotel use in terms of capacity and configuration. The facilities appear to be in good condition, and the guestrooms are appropriately furnished. For the purpose of this appraisal, we assume that the subject property's management will continue to perform necessary renovations, and that these will be funded from the reserve for replacement account.

ZONING

According to the Smithtown Planning Department's zoning map (dated September 30,
1989), the subject property is zoned as follows.

                 WSI - Wholesale and Service Industrial District

Based on our discussions with representatives of the Smithtown Planning Department and our review of the zoning ordinances pertaining to this classification, hotel and motels are a "special exception" use and are subject to approval by the Town Board. We assume that all necessary permits and approvals have been secured (including an appropriate liquor license), and that the subject property was constructed in accordance with local zoning ordinances, building codes, and all other applicable regulations.

ASSESSED VALUE AND TAXES

Property (or ad valorem) tax is one of the primary revenue sources of municipalities. Based on the concept that the tax burden should be distributed in proportion to the value of all properties within a taxing jurisdiction, a system of assessments is established. Theoretically, the assessed value placed on each parcel bears a definite relationship to market value, so properties of equal market value will have similar assessments and properties with higher and lower values will have proportionately larger and smaller assessments. Depending on the taxing policy of the municipality, property

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taxes can be based on the value of the real property or the value of the personal property and the real property.

According to the Town of Smithtown Tax Assessor's Office, the subject parcel is designated as District 800, Section 180, Block 1, Lot 44. The hotel is subject to taxation by the Town of Smithtown and Suffolk County, and also incurs school taxes and miscellaneous other taxes. Personal property is not assessed in these jurisdictions. The tax year extends from December 1 to November 30, and taxes are payable on January 10 of the prior year and May 15 of the current year.

The subject property is currently assessed at $97,705, which includes a land assessment of $12,500. According to representatives of the Smithtown Tax Assessor's Office, the hotel's total 1992/93 assessment was $108,705. As a result of the property's recent change in ownership, its tax file is currently in circulation and details of the assessment change are not available to us.

Commercial real estate in the subject property's area is not reassessed unless there is a substantial upgrading or expansion, or unless court proceedings require a reassessment. As a result, property assessments generally remain constant, and the equalization ratio fluctuates from year to year. In 1996, the equalization ratio applicable to the subject property is reported to be approximately 3.2% of market value. According to data supplied by the Smithtown Tax Assessor's Office, equalization rates ranged from 2.70% to 3.39% between 1990 and 1996. The 1995/96 tax rate applicable to the subject property is $924.787 per $1,000 of assessed value.

The overall tax rate (including all applicable taxing jurisdictions) has increased at an average annual compounded rate of approximately 4.35% since 1990/91. To forecast the subject property's tax burden, we have increased the historical tax rate by 4.5% to yield a tax rate of $966.402 per $1,000 of assessed value in the first projection year, and then increased that rate by 4.5% annually in subsequent years. Applying the projected increases to the 1996 tax burden yields the following forecast of property taxes for the Howard Johnson.

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Table 3-3  Forecast of Property Tax Expense (+000)
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                                                     1997        Stabilized
   --------------------------------------------------------------------------
   Projected Property Taxes (+000)                    $94           $99

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NEIGHBORHOOD

The neighborhood surrounding a lodging facility often has an impact on a hotel's status, image, class, style of operation, and sometimes its ability to attract and properly serve a particular market segment. This section investigates the subject property's neighborhood and evaluates any pertinent locational factors that could affect its occupancy, average rate, and overall profitability.

The neighborhood surrounding the Howard Johnson is characterized by a mixture of light industrial, office, and residential uses. A majority of the hotel's demand is generated by firms operating in the John V.N. Klein Hauppauge Industrial Park, which is located northeast of the subject site. Land uses along the Vanderbilt Motor Parkway include a variety of Class A office buildings. A number of freestanding restaurants are located in the immediate vicinity of the Howard Johnson (including the Happy Family Chinese Buffet, McDonald's, Bennigan's, Lotus East, and Villa Parma), and provide guests with dining alternatives to suit different tastes and budgets.

Residential developments are located off the Vanderbilt Motor Parkway, east and west of the subject property. The 211-room Sheraton Long Island is situated on the north side of Vanderbilt Motor Parkway, approximately one mile west of the subject property. The Suffolk County Girl Scout Council is located on the north side of the adjoining vacant parcel.

Adjoining the subject parcel to the west are SYMS, Liberty Aero Inc., and the Picture Frame Factory. As noted earlier, a Mobil gas station is situated directly south of the hotel, and the Happy Family Chinese Buffet restaurant is located southwest of the hotel and west of the Mobil station.

Other land uses in the immediate vicinity include a manufacturing firm known as FESTO, which is situated northeast of the hotel. A vacant, wooded parcel is located to the east of the Howard Johnson, and various manufacturing and industrial companies are situated in the areas to the north and east. Some residential developments are located west of the SYMS facility.

Overall, the neighborhood surrounding the Howard Johnson Commack appears well suited for the operation of a lodging facility. The Hauppauge Industrial Park and other nearby commercial developments provide a base level of hotel demand. As a limited-service property, the Howard Johnson does not offer a restaurant; however, the Happy Family Chinese Buffet and numerous freestanding food and beverage outlets that line the Vanderbilt

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Motor Parkway provide guests with appropriate dining alternatives. The subject property's proximity to the Long Island Expressway and the Vanderbilt Motor Parkway also allows convenient access to nearby demand generators.

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4.    Market Area Analysis

The economic vitality of the market surrounding the subject property is an important consideration in forecasting lodging demand and income potential. Economic and demographic trends that reflect the amount of visitation provide a basis from which to project hostelry demand. The purpose of the area analysis is to review available economic and demographic data to determine whether the local market will undergo economic growth, stability, or decline. In addition to predicting the direction of the economy, the rate of change must be quantified. These trends are then correlated based on their propensity to reflect variations in lodging demand with the objective of forecasting the growth or decline in visitation by individual market segment.

Market Area Definition

The subject property is located on Long Island, in the southeastern portion of New York State. The hotel is situated in the Hamlet of Commack and the Town of Smithtown, and its primary market consists of Suffolk County and the Nassau-Suffolk Metropolitan Statistical Area (MSA). The Howard Johnson is located in central Suffolk County, which includes the municipalities of Hauppauge, Smithtown, and Central Islip, as well as the area surrounding MacArthur Airport.

Long Island is approximately 188 miles long and 25 miles across at its widest point; at roughly 1,396 square miles in area, it is the largest island adjoining the continental United States. The island is bounded by the Atlantic Ocean to the south and east, the Long Island Sound to the north, and the East River and the Upper New York Bay to the west. The area developed from a sparsely populated agricultural region in the 18th Century to a major suburban metropolitan center.

The character of Long Island changes markedly from urban to suburban to rural over its length. The Queens and Brooklyn boroughs of New York City occupy the western end of the island; Nassau and Suffolk Counties comprise the middle and eastern portions. In the popular sense, Long

                               [GRAPHIC OMITTED]

                                    AREA MAP

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Island refers only to Nassau and Suffolk Counties, which cover roughly 929 square miles and contain 67% of the island's total land mass.

Nassau and Suffolk Counties' proximity to New York City has been the primary factor in the development of Long Island. New York City, which consists of five boroughs, is the most densely populated city in the United States and serves as a global center for trade, commerce, and industry. New York and its surrounding suburbs are the central hub of a megalopolis that extends along the eastern seaboard from Boston to Philadelphia, Baltimore, and Washington, DC.

Economic and Demographic Data

Based on fieldwork conducted in the area and our in-house sources, we have evaluated various economic and demographic statistics to determine trends in lodging demand. A primary source of economic and demographic statistics used in this analysis is the Complete Economic and Demographic Data Source published by Woods & Poole Economics, Inc., a well-regarded forecasting service based in Washington, DC. Using a data base containing more than 300 variables for each county in the nation, Woods & Poole employs a sophisticated regional model to forecast economic and demographic trends. Historical statistics are based on census data and information published by the Bureau of Economic Analysis. Projections are formulated by Woods and Poole. All dollar amounts have been adjusted for inflation, and thus growth or decline represents real change in constant dollars.

Population

Between 1980 and 1995, the population of Suffolk County increased at an average annual compounded rate of 0.3%, which was lower than the national gain of 1.0% annually but higher than the levels registered by the MSA and the state (at 0.1% and 0.2%, respectively). Population growth accelerated between 1990 and 1995; during this period, Suffolk County's population increased at a rate of 0.5%, while the MSA, the state, and the nation recorded annual gains of 0.3%, 0.2%, and 1.1%, respectively. Forecasts indicate slower gains between 1995 and 2000. Suffolk County is expected to achieve an average annual compounded population increase of 0.3% during this period; no change is anticipated in the MSA, and growth rates in the state and the nation are projected at 0.1% and 0.9%, respectively. The higher growth rate anticipated for Suffolk County reflects its relatively low population density, particularly when compared to Nassau County.

Although there is no direct relationship between population and hotel demand, we find that the rate of population growth generally establishes a

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minimum rate of increase for an area's commercial segment lodging demand. This observation also holds true for the meeting and group segment if a majority of the meetings are business-oriented.

Retail Sales

Retail sales in Suffolk County increased at a real average annual compounded rate of 2.1% between 1980 and 1995, a level that was higher than those registered by the Nassau-Suffolk MSA (at 1.6%), New York State (at 1.1%), and the nation as a whole (at 1.9%). In response to the regional and national recession, retail sales levels declined in the county and the MSA between 1990 and 1995.

Forecasts suggest retail sales growth of 0.3% annually in Suffolk County between 1995 and the year 2000. This level exceeds the 0.1% gain anticipated in New York State, but is lower than the increase projected for the nation; no change is anticipated in the MSA. Again, the greater opportunity for development in Suffolk County is a contributing factor. Overall, retail sales statistics for the subject property's market area suggest a favorable economic profile. With greater retail growth, local businesses should prosper and new firms are more likely to enter the market. This trend should result in greater visitation and an increased demand for lodging facilities.

Personal Income

Between 1980 and 1995, personal income growth in Suffolk County outpaced the levels recorded in the Nassau-Suffolk MSA and the state and was comparable to the national average. As a result of the economic downturn, growth slowed between 1990 and 1995. Suffolk County and the nation fared somewhat better than the MSA and the state during this period, and achieved increases of 0.8% and 1.9%, respectively. Projections indicate continued economic recovery between 1995 and the year 2000, and gains in personal income are anticipated at average annual compounded rates of 2.3% in Suffolk County, 1.7% in the Nassau-Suffolk MSA, 1.3% in New York State, and 2.3% in the nation.

On a per-capita basis, personal income levels in Suffolk County and the Nassau-Suffolk MSA are higher than those in the state and the nation. This suggests that Long Island residents are more affluent than typical Americans, and have more money available to spend on retail goods and services. This increased spending ability contributes to a favorable environment for local commercial establishments, and restaurants in particular. It should be noted, however, that personal income figures do not consider cost-of-living factors, which are particularly high on Long Island.

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Employment

Between 1980 and 1995, the most rapid employment growth in the county occurred in the services and construction sectors, reflecting the considerable development that occurred in the area during that period. Most employment sectors underwent declines from 1990 to 1995; the exceptions were agricultural services, TCPU (transportation, communications, and public utilities), services, and wholesale trade. The greatest drops were apparent in the farming, construction, manufacturing, and federal government sectors; more limited defense spending on a nation level and the region's historical reliance on defense contracts are largely responsible for the downturn in manufacturing and federal government employment on Long Island. During this recessionary period, overall employment increased at an average annual compounded rate of 0.1% in Suffolk County.

Employment is expected to rebound between 1995 and the end of the decade. Forecasts indicate an average annual compounded growth rate of 1.1% in Suffolk County, and relatively healthy gains are expected to occur in all areas (with the exception of farming and agricultural services). The moderate employment gains anticipated in the area reflect a stabilization of the local economy following the dramatic expansion that occurred in the 1980s and the recession that characterized the early 1990s.

The major employers on Long Island represent a cross section of hotel demand potential. Some are national in scope, while others operate on a more local basis; some are engaged in manufacturing, and others are active in research and development. Although this diversification may not maximize the area's lodging demand, it does tend to stabilize the local economy during its various cycles. The following table outlines some of the major employers on Long Island.

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Table 4-1  Major Employers
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                                                                       Number of
Firm                                    Product                        Employees
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Diocese of Rockville Center             Religious Institution            12,500
North Shore Health System               Medical Care                     11,002
Waldbaum's                              Supermarket                       6,500
Long Island Rail Road                   Transportation                    6,068
Long Island Lighting Company            Electricity/Gas                   5,947
Long Island Jewish Medical Center       Medical Care                      5,880
Northrop Grumman                        Aerospace Manufacturers           5,000
Chemical Banking                        Financial Institution             4,500
King Kullen                             Supermarket                       4,500
NYNEX                                   Communications                    4,500
Pathmark                                Supermarket                       4,500
Chase Manhattan                         Financial Institution             4,000
Macy's East                             Merchandising                     4,000
Newsday                                 Daily Newspaper                   4,000
Winthrop University Hospital            Medical Care                      3,350
Brookhaven National Lab                 Research and Development          3,200
United Parcel Service                   Delivery Service                  3,200

                        Source: Long Island Almanac 1996

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As illustrated in the preceding table, Northrop Grumman, a major defense contractor, is currently the area's seventh-largest employer. In the late 1980s and early 1990s, Grumman was the largest firm on Long Island, employing more than 19,000 people. Cutbacks have occurred since that time as a result of the end of the Cold War and pressures to reduce the federal deficit. It is difficult to quantify the number of jobs lost at the small supply and distribution companies that relied on Grumman for a majority of their business. In early March, 1994, the Martin Marietta Corporation of Bethesda, Maryland, announced that it would purchase Grumman for approximately $55 per share of stock. Within the week, Northrop, which is based in Los Angeles, indicated that it would better Martin Marietta's offer and would pay approximately $60 per share. Grumman did not solicit a takeover bid from Northrop, preferring instead to be bought by Martin Marietta. However, Martin Marietta would not raise its offer of $55 a share. Northrop eventually raised its final offer to $62, and officially acquired Grumman on April 15, 1994. Reports indicate that the existing Grumman facilities will remain on Long Island, and current employment levels are believed to be stable. However, future changes in defense spending could affect this employment sector.

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Office Space

Office space in Suffolk County is concentrated primarily along the Route 110 corridor in Melville and along Veterans Memorial Highway and Motor Parkway in Hauppauge. Other areas of Suffolk County with a relatively high concentration of office space include Commack and Smithtown. Most of the companies that occupy office space in Suffolk County are local firms or branch offices of regional and national organizations. There was more office development on Long Island in the 1980s than in all other decades combined.

Cushman and Wakefield divides the Suffolk County office market into the western and central districts; the subject property is located in central Suffolk, which recorded a year-end 1995 inventory of 3,034,503 square feet. The countywide office supply was estimated at 7,936,890 square feet at the end of 1994, and the Long Island total was 26,039,938 square feet. The office space vacancy rate for Long Island stood at 15.9% at the end of 1995, and Suffolk County registered a vacancy rate of 16.3%. Office space totaling approximately 36,000 square feet is under construction in Suffolk County, which is the first new development of this type in either Suffolk or Nassau County since 1992.

Industrial Space

The Hauppauge area contains Long Island's greatest concentration of industrial space. The following table outlines the ten largest industrial parks in Nassau and Suffolk Counties.

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Table 4-2  Major Long Island Industrial Parks
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                                                             Square
Park Name                     Town            County         Footage     Acreage
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Heartland Executive Park      Hauppauge       Suffolk       4,000,000      242
Crossways/Gateways            Woodbury        Nassau        3,025,000      217
Marcus Blvd.                  Hauppauge       Nassau        1,800,000      150
Heartland Business Center     Edgewood        Suffolk       1,640,000      301
Racanelli Industrial Park     Hauppauge       Suffolk       1,600,000      140
Vanderbilt Industril Park     Hauppauge       Suffolk       1,470,000      100
Freeport Industrial Park      Freeport        Nassau        1,454,000       44
Airport International Plaza   Bohemia         Suffolk       1,400,000      200
Price Parkway                 Farmingdale     Nassau        1,360,000       70
MacArthur Centers I & II      Ronkonkoma      Suffolk       1,250,000       91

                        Source: 1996 Long Island Almanac

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Highway Traffic

The amount of traffic passing through a market area can have a direct impact on commercial and leisure demand and an indirect effect on meeting and group demand. The subject property occupies a prominent location adjacent to the Long Island Expressway and Vanderbilt Motor Parkway. Representatives of the New York State Department of Transportation indicate that traffic counts on exits of the Long Island Expressway are not maintained every year, but are taken only when requested. The most recent traffic count at Exit 53, near the subject property, was taken in 1989. At that time, eastbound traffic between Vanderbilt Motor Parkway and Wicks Road totaled 78,218, and westbound traffic count was recorded at 77,802 vehicles. On the stretch between the Sagtikos State Parkway and Wicks Road, at Exit 53, eastbound traffic was 72,290 and westbound traffic was 68,700. Because these statistics are somewhat dated, they have been given minimal weight in our analysis.

Airport Traffic

Airport passenger counts are important indicators of lodging demand. Depending on the type and location of a particular airfield, a sizable percentage of arriving passengers may have need for hotel accommodations. Trends showing changes in passenger counts also reflect local business activity and the overall economic health of the area.

The subject property is located within an approximate 20-minute drive of Long Island MacArthur Airport in Ronkonkoma. This regional air facility is served by American, USAir, and several commuter carriers. MacArthur's popularity has increased in recent years as more businesses have moved to Suffolk County and congestion at the New York City airports has intensified. Most of the passengers who use MacArthur Airport are local residents or commercial travelers visiting firms in Suffolk County. The following table illustrates historical passenger activity trends at this facility.

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Table 4-3  Total Passenger Activity - Long Island MacArthur Airport
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        Commuter     Percent        Major      Percent      Total       Percent
Year    Airlines     Change     Air Carriers   Change      Activity     Change
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1985    137,122        ---         696,029       ---        833,151       ---
1986    102,594      (25.2)%       849,073      22.0 %      951,667      14.2%
1987    186,949       82.2       1,009,329      18.9      1,196,278      25.7
1988    179,521       (4.0)      1,040,858       3.1      1,220,379       2.0
1989    205,072       14.2         883,338     (15.1)     1,088,410     (10.8)
1990    330,074       61.0         838,821      (5.0)     1,168,895       7.4
1991    331,479        0.4         859,426       2.5      1,190,905       1.9
1992    411,478       24.1         790,755      (8.0)     1,202,233       1.0
1993    374,550       (9.0)        797,130       0.8      1,171,680      (2.5)
1994    350,576       (6.4)        886,750      11.2      1,237,326       5.6

Avg. Annual
Comp. Change,
1985-1994             11.0 %                     2.7 %                    4.5
1990-1994              1.5                       1.4                      1.4

                      Source: Long Island MacArthur Airport

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Leisure Travel

Although beaches and other attractions are available in the subject property's area, leisure travel does not contribute a large percentage of local hotel demand. Most leisure travel to Long Island consists of day trips rather than overnight stays, and the areas that do attract a significant amount of leisure-oriented lodging demand are located on the eastern tip of the island. Tourist attractions on Long Island include the Animal Farm, which offers a petting farm and pony rides; the Brookhaven National Laboratory, which features an exhibit center and science museum; the Cold Spring Harbor Fish Hatchery; the Fire Island Lighthouse; the Hamptons, a seaside resort community; local wineries such as Hargrave Vineyards, where tours and wine tastings are available; the children's zoo at the Long Island Game Farm; Sagamore Hill, the former home of Theodore Roosevelt; and the Shrine of Our Lady of the Island, a religious sanctuary. Numerous state and county parks are located across the island, and many offer swimming and ice skating. Golf is available at 113 private and public courses, there are bicycle trails in numerous locations, and camping, boating, and fishing are popular recreational activities. Small game hunting is permitted in season.

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Conclusion

Our review of various economic and demographic data indicates that the local economy experienced strong growth during the early to mid-1980s, which became more moderate later in the decade. Projections indicate that an economic recovery is underway, but the market is approaching a point of stabilization. Although these trends suggest that local lodging demand will not increase as dramatically as it did during the 1980s, slight gains are anticipated.

The following table summarizes the economic and demographic trends discussed throughout this section. All figures that reflect dollar amounts have been adjusted for inflation, and thus reflect real change.

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Table 4-4  Economic and Demographic Data for the Subject Property's Market Area
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                                                                                                                       Avg. Annual
Data Type                                                              Period           Data Point       Data Point    Comp. Change
------------------------------------------------------------------------------------------------------------------------------------
Long-Term Historical Population (+000)
     Suffolk County                                                   1980-1995            1,285.7          1,352.8        0.3 %
     Nassau-Suffolk MSA                                               1980-1995            2,606.8          2,652.7        0.1
     New York-North New Jersey-Long Island CMSA                       1980-1995           18,844.2         19,725.4        0.3
     State of New York                                                1980-1995           17,566.4         18,195.7        0.2
     United States                                                    1980-1995          227,225.6        262,791.0        1.0
Short-Term Historical Population (+000)
     Suffolk County                                                   1990-1995            1,322.6          1,352.8        0.5
     Nassau-Suffolk MSA                                               1990-1995            2,608.7          2,652.7        0.3
     New York-North New Jersey-Long Island CMSA                       1990-1995           19,470.4         19,725.4        0.3
     State of New York                                                1990-1995           18,002.3         18,195.7        0.2
     United States                                                    1990-1995          249,401.4        262,791.0        1.1
Projected Population (+000)
     Suffolk County                                                   1995-2000            1,352.8          1,370.1        0.3
     Nassau-Suffolk MSA                                               1995-2000            2,652.7          2,657.2        0.0
     New York-North New Jersey-Long Island CMSA                       1995-2000           19,725.4         19,827.7        0.1
     State of New York                                                1995-2000           18,195.7         18,314.7        0.1
     United States                                                    1995-2000          262,791.0        274,758.4        0.9
Long-Term Historical Retail Sales (+000,000)
     Suffolk County                                                   1980-1995            7,258.8          9,878.1        2.1
     Nassau-Suffolk MSA                                               1980-1995           17,537.0         22,328.1        1.6
     New York-North New Jersey-Long Island CMSA                       1980-1995          105,476.9        127,771.9        1.3
     State of New York                                                1980-1995           91,865.8        108,055.2        1.1
     United States                                                    1980-1995        1,340,768.9      1,765,826.1        1.9
Short-Term Historical Retail Sales (+000,000)
     Suffolk County                                                   1990-1995            9,277.6          9,878.1        1.3
     Nassau-Suffolk MSA                                               1990-1995           20,977.4         22,328.1        1.3
     New York-North New Jersey-Long Island CMSA                       1990-1995          120,093.1        127,771.9        1.2
     State of New York                                                1990-1995          101,720.0        108,055.2        1.2
     United States                                                    1990-1995        1,557,380.2      1,765,826.1        2.5
Projected Retail Sales (+000,000)
     Suffolk County                                                   1995-2000            9,878.1         10,005.7        0.3
     Nassau-Suffolk MSA                                               1995-2000           22,328.1         22,334.3        0.0
     New York-North New Jersey-Long Island CMSA                       1995-2000          127,771.9        128,377.0        0.1
     State of New York                                                1995-2000          108,055.2        108,691.5        0.1
     United States                                                    1995-2000        1,765,826.1      1,846,830.4        0.9
Long-Term Historical Retail Sales per Capita
     Suffolk County                                                   1980-1995            5,645.7          7,301.9        1.7
     Nassau-Suffolk MSA                                               1980-1995            6,727.4          8,417.1        1.5
     New York-North New Jersey-Long Island CMSA                       1980-1995            5,597.3          6,477.5        1.0
     State of New York                                                1980-1995            5,229.6          5,938.5        0.9
     United States                                                    1980-1995            5,900.6          6,719.5        0.9

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Table 4-4  Economic and Demographic Data for the Subject Property's Market Area
           (continued)
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                                                                                                                       Avg. Annual
Data Type                                                              Period           Data Point       Data Point    Comp. Change
------------------------------------------------------------------------------------------------------------------------------------
Short-Term Historical Retail Sales per Capita
     Suffolk County                                                   1990-1995            7,014.7          7,301.9        0.8 %
     Nassau-Suffolk MSA                                               1990-1995            8,041.4          8,417.1        0.9
     New York-North New Jersey-Long Island CMSA                       1990-1995            6,168.0          6,477.5        1.0
     State of New York                                                1990-1995            5,650.4          5,938.5        1.0
     United States                                                    1990-1995            6,244.5          6,719.5        1.5
Projected Retail Sales per Capita
     Suffolk County                                                   1995-2000            7,301.9          7,302.7        0.0
     Nassau-Suffolk MSA                                               1995-2000            8,417.1          8,405.2       (0.0)
     New York-North New Jersey-Long Island CMSA                       1995-2000            6,477.5          6,474.6       (0.0)
     State of New York                                                1995-2000            5,938.5          5,934.6       (0.0)
     United States                                                    1995-2000            6,719.5          6,721.7        0.0
Long-Term Historical Eating and Drinking Place Sales (+000,000)
     Suffolk County                                                   1980-1995              549.1            828.2        2.8
     Nassau-Suffolk MSA                                               1980-1995            1,362.0          1,821.9        2.0
     New York-North New Jersey-Long Island CMSA                       1980-1995           10,199.7         13,183.6        1.7
     State of New York                                                1980-1995            9,199.4         11,882.1        1.7
     United States                                                    1980-1995          126,131.6        185,035.4        2.6
Short-Term Historical Eating and Drinking Place Sales (+000,000)
     Suffolk County                                                   1990-1995              725.6            828.2        2.7
     Nassau-Suffolk MSA                                               1990-1995            1,676.7          1,821.9        1.7
     New York-North New Jersey-Long Island CMSA                       1990-1995           12,105.4         13,183.6        1.7
     State of New York                                                1990-1995           10,874.1         11,882.1        1.8
     United States                                                    1990-1995          161,197.4        185,035.4        2.8
Projected Eating and Drinking Place Sales (+000,000)
     Suffolk County                                                   1995-2000              828.2            868.6        1.0
     Nassau-Suffolk MSA                                               1995-2000            1,821.9          1,866.8        0.5
     New York-North New Jersey-Long Island CMSA                       1995-2000           13,183.6         13,497.4        0.5
     State of New York                                                1995-2000           11,882.1         12,228.3        0.6
     United States                                                    1995-2000          185,035.4        199,127.3        1.5
Long-Term Historical Eating and Drinking Place Sales per Capita
     Suffolk County                                                   1980-1995              427.1            612.2        2.4
     Nassau-Suffolk MSA                                               1980-1995              522.5            686.8        1.8
     New York-North New Jersey-Long Island CMSA                       1980-1995              541.3            668.4        1.4
     State of New York                                                1980-1995              523.7            653.0        1.5
     United States                                                    1980-1995              555.1            704.1        1.6
Short-Term Historical Eating and Drinking Place Sales per Capita
     Suffolk County                                                   1990-1995              548.6            612.2        2.2
     Nassau-Suffolk MSA                                               1990-1995              642.7            686.8        1.3
     New York-North New Jersey-Long Island CMSA                       1990-1995              621.7            668.4        1.5
     State of New York                                                1990-1995              604.0            653.0        1.6
     United States                                                    1990-1995              646.3            704.1        1.7

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Table 4-4  Economic and Demographic Data for the Subject Property's Market Area
           (continued)
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                                                                                                                       Avg. Annual
Data Type                                                              Period           Data Point       Data Point    Comp. Change
------------------------------------------------------------------------------------------------------------------------------------
Projected Eating and Drinking Place Sales per Capita
     Suffolk County                                                   1995-2000              612.2            633.9        0.7 %
     Nassau-Suffolk MSA                                               1995-2000              686.8            702.6        0.5
     New York-North New Jersey-Long Island CMSA                       1995-2000              668.4            680.7        0.4
     State of New York                                                1995-2000              653.0            667.7        0.4
     United States                                                    1995-2000              704.1            724.7        0.6
Long-Term Historical Personal Income (+000,000)
     Suffolk County                                                   1980-1995           19,196.0         26,820.4        2.3
     Nassau-Suffolk MSA                                               1980-1995           46,050.4         61,056.6        1.9
     New York-North New Jersey-Long Island CMSA                       1980-1995          316,226.9        439,766.7        2.2
     State of New York                                                1980-1995          268,310.1        358,297.4        1.9
     United States                                                    1980-1995        3,163,874.0      4,443,243.2        2.3
Short-Term Historical Personal Income (+000,000)
     Suffolk County                                                   1990-1995           25,737.0         26,820.4        0.8
     Nassau-Suffolk MSA                                               1990-1995           60,694.9         61,056.6        0.1
     New York-North New Jersey-Long Island CMSA                       1990-1995          427,531.9        439,766.7        0.6
     State of New York                                                1990-1995          349,724.3        358,297.4        0.5
     United States                                                    1990-1995        4,051,714.6      4,443,243.2        1.9
Projected Personal Income (+000,000)
     Suffolk County                                                   1995-2000           26,820.4         30,003.8        2.3
     Nassau-Suffolk MSA                                               1995-2000           61,056.6         66,527.7        1.7
     New York-North New Jersey-Long Island CMSA                       1995-2000          439,766.7        472,116.9        1.4
     State of New York                                                1995-2000          358,297.4        382,633.9        1.3
     United States                                                    1995-2000        4,443,243.2      4,972,219.5        2.3
Long-Term Personal Income per Capita
     Suffolk County                                                   1980-1995           14,930.0         19,826.0        1.9
     Nassau-Suffolk MSA                                               1980-1995           17,666.0         23,017.0        1.8
     New York-North New Jersey-Long Island CMSA                       1980-1995           16,781.0         22,294.0        1.9
     State of New York                                                1980-1995           15,274.0         19,691.0        1.7
     United States                                                    1980-1995           13,924.0         16,908.0        1.3
Short-Term Historical Personal Income per Capita
     Suffolk County                                                   1990-1995           19,459.0         19,826.0        0.4
     Nassau-Suffolk MSA                                               1990-1995           23,267.0         23,017.0       (0.2)
     New York-North New Jersey-Long Island CMSA                       1990-1995           21,958.0         22,294.0        0.3
     State of New York                                                1990-1995           19,427.0         19,691.0        0.3
     United States                                                    1990-1995           16,246.0         16,908.0        0.8
Projected Personal Income per Capita
     Suffolk County                                                   1995-2000           19,826.0         21,898.0        2.0
     Nassau-Suffolk MSA                                               1995-2000           23,017.0         25,037.0        1.7
     New York-North New Jersey-Long Island CMSA                       1995-2000           22,294.0         23,811.0        1.3
     State of New York                                                1995-2000           19,691.0         20,892.0        1.2
     United States                                                    1995-2000           16,908.0         18,097.0        1.4

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Table 4-4  Economic and Demographic Data for the Subject Property's Market Area
          (continued)
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                                                                                                                       Avg. Annual
Data Type                                                              Period           Data Point       Data Point    Comp. Change
------------------------------------------------------------------------------------------------------------------------------------
Long-Term Historical Employment - Suffolk County (+000)
     Farming                                                          1980-1995                3.4              2.3       (2.6)%
     Agricultural Services                                            1980-1995                6.2              7.3        1.0
     Mining                                                           1980-1995                0.6              0.3       (4.9)
     Construction                                                     1980-1995               21.8             36.2        3.4
     Manufacturing                                                    1980-1995               84.3             74.6       (0.8)
     Transportation, Communications, & Public Utilities               1980-1995               20.4             26.6        1.8
     Total Trade                                                      1980-1995              104.8            143.2        2.1
          Wholesale                                                   1980-1995               24.5             39.1        3.2
          Retail                                                      1980-1995               80.2            104.1        1.7
     Finance, Insurance, & Real Estate                                1980-1995               37.4             47.3        1.6
     Services                                                         1980-1995              104.1            199.3        4.4
     Total Government                                                 1980-1995               98.3             99.1        0.1
          Federal Civilian                                            1980-1995               11.2             10.9       (0.2)
          Federal Military                                            1980-1995                4.0              3.9       (0.2)
          State & Local                                               1980-1995               83.1             84.3        0.1
     Total                                                            1980-1995              481.2            636.2        1.9
Short-Term Historical Employment - Suffolk County (+000)
     Farming                                                          1990-1995                2.3              2.3       (0.1)
     Agricultural Services                                            1990-1995                6.9              7.3        1.0
     Mining                                                           1990-1995                0.3              0.3       (4.0)
     Construction                                                     1990-1995               39.4             36.2       (1.6)
     Manufacturing                                                    1990-1995               87.2             74.6       (3.1)
     Transportation, Communications, & Public Utilities               1990-1995               25.5             26.6        0.9
     Total Trade                                                      1990-1995              142.8            143.2        0.1
          Wholesale                                                   1990-1995               36.4             39.1        1.5
          Retail                                                      1990-1995              106.4            104.1       (0.4)
     Finance, Insurance, & Real Estate                                1990-1995               47.9             47.3       (0.2)
     Services                                                         1990-1995              176.3            199.3        2.5
     Total Government                                                 1990-1995              103.9             99.1       (0.9)
          Federal Civilian                                            1990-1995               11.9             10.9       (1.8)
          Federal Military                                            1990-1995                4.4              3.9       (2.5)
          State & Local                                               1990-1995               87.6             84.3       (0.8)
     Total                                                            1990-1995              632.5            636.2        0.1

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Table 4-4  Economic and Demographic Data for the Subject Property's Market Area
           (continued)
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                                                                                                                       Avg. Annual
Data Type                                                              Period           Data Point       Data Point    Comp. Change
------------------------------------------------------------------------------------------------------------------------------------
Projected Employment - Suffolk County (+000)
     Farming                                                          1995-2000                2.3              2.1       (1.1)%
     Agricultural Services                                            1995-2000                7.3              6.9       (1.0)
     Mining                                                           1995-2000                0.3              0.3        0.4
     Construction                                                     1995-2000               36.2             37.3        0.6
     Manufacturing                                                    1995-2000               74.6             77.0        0.6
     Transportation, Communications, & Public Utilities               1995-2000               26.6             28.0        1.0
     Total Trade                                                      1995-2000              143.2            150.3        1.0
          Wholesale                                                   1995-2000               39.1             45.0        2.8
          Retail                                                      1995-2000              104.1            105.4        0.2
     Finance, Insurance, & Real Estate                                1995-2000               47.3             50.8        1.4
     Services                                                         1995-2000              199.3            215.5        1.6
     Total Government                                                 1995-2000               99.1            102.1        0.6
          Federal Civilian                                            1995-2000               10.9             11.2        0.6
          Federal Military                                            1995-2000                3.9              3.9        0.2
          State & Local                                               1995-2000               84.3             87.0        0.6
     Total                                                            1995-2000              636.2            670.4        1.1

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In later sections of this economic study and appraisal, we will relate these historical and projected growth trends to specific market segments based on their propensity to reflect changes in room night demand in the subject property's area.

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5.    Overview of External Forces Affecting the U.S. Lodging Industry

Introduction

Hotel ownership is ultimately the business of creating and enhancing value. To understand the investment potential of lodging facilities, investors must be thoroughly aware of the many forces that can cause changes in the value of their properties. Although some of these forces are internal (such as the layout and design of the facilities, the quality of management, and the condition of the property), others are external (such as the local economic environment and the competitive nature of the market). The risk associated with hotel investment lies largely with the external forces that are beyond the control of ownership and contribute to the variability of future income flows.

Investors and appraisers can project financial results by evaluating the historical impact of external forces on hotel values. Successful hotel investors seek opportunities where the risk of external forces can be minimized, thus reducing the uncertainty associated with income expectations.

When investors engage in due diligence prior to acquiring a lodging facility, they are primarily interested in trends affecting a limited geographic market area, such as a town, city, or county. A broader overview takes into account national and international travel patterns and trends. An understanding of the general characteristics of the United States hotel market is important because these trends often foreshadow economic and demographic changes in smaller areas.

This section of the appraisal will present an overview of the U.S. lodging industry by tracing many of the forces that influence hotel values. Historical economic and demographic data, and industry statistics will be analyzed to provide a basis for projections. Forecasts will be evaluated to determine their reasonableness. The conclusions represent another set of criteria that hotel investors consider in making their acquisition decisions.

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The Supply and Demand Relationship

Most business ventures are influenced by the relationship between supply and demand. In the hotel industry, supply refers to the number of units. A unit consists of one or more rooms and represents the smallest accommodation that can be rented to a guest. Each unit must have a full bath and its own entrance to a public hallway or the building exterior. Demand refers to a room night, which is one unit that is occupied for one night. The supply and demand relationship has a significant influence on a hotel's occupancy and/or average room rate.

Occupancy is calculated by dividing the number of rooms that are occupied for a specific period by the total number of rooms that are available during the same period. Average room rate is determined by dividing the total rooms revenue achieved during a specific period by the number of rooms occupied during that period; it also represents the weighted average of all the room rates charged during that period. In a market where demand is increasing faster than supply, occupancies rise and average rate growth generally exceeds inflation. When supply is increasing faster than demand, occupancies fall and average rates typically remain level or decline. Hotels generate revenue based on occupancy and average rate, and thus the supply and demand relationship is an important factor in analyzing profits and value.

Hotel occupancy levels have shown definite cycles that reflect the balance between supply and demand. The early 1970s marked the beginning of a hotel building boom reminiscent of the 1920s. Many factors contributed to this expansion, but the two main elements were readily available financing and aggressive chains that were eager to sell franchises. The new construction during the 1970s was made possible by the enormous amount of financing generated by all lenders, particularly real estate investment trusts (REITs). These high-leverage finance companies were created to allow small investors to participate in real estate mortgages and equities. The concept was quickly accepted by Wall Street, and soon billions of dollars were available to finance real estate projects. Many lenders became so overwhelmed with new money that their underwriting procedures broke down and some marginal developments were approved.

During the late 1960s and early 1970s, hotel companies actively expanded their chains through franchising. Franchising was a source of new capital, allowing hotel companies to grow and achieve national recognition using the franchisee's financial investment in individual properties. Some franchisors, eager to demonstrate sustained growth and establish a national

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presence, employed questionable marketing tactics to sell new franchises. Salespeople were often compensated based on the number of franchises sold, so there was little incentive to discourage developers from investing in poor locations and overbuilt markets. Many lenders and hostelry developers were led to believe that a national franchise would guarantee a successful operation.

The combination of readily available financing and aggressive hotel chains eager to sell franchises resulted in overbuilding and development of many poorly located, undercapitalized hostelries managed by inexperienced owners. The bubble burst on the lodging industry when inflation caused construction costs and interest rates to escalate. The 1974 energy crisis drastically reduced travel, and the accompanying recession curtailed business trips, conferences, and conventions.

Operators of marginal properties quickly fell behind in their mortgage payments, and lenders were forced to foreclose. As lenders became hostelry owners, they either organized work-out departments headed by experienced hoteliers or engaged professional hotel management companies to assume operational responsibilities. Sales data indicate that lenders who were looking for quick sales to remove nonperforming hotel assets from their books had to lower their prices substantially to attract all-cash buyers. Lenders who were willing to hold on to foreclosed hotels and employ professional management to reposition and improve the properties' operation were generally able to recoup their original investments in three to five years, once the industry began to recover. However, even lenders who repositioned their hotels had to take back favorable purchase-money financing to sell the properties because money from other sources was not available.

History has shown that during economic downturns, hotel values generally do not fall in proportion to the properties' declining incomes. Sellers, and particularly lenders who take back hotels through foreclosure, are often unwilling to sell at substantially reduced prices. They are more likely to wait out the downward cycle and dispose of their assets when the market begins to rebound. Thus, appraisers can best reflect market behavior by projecting a facility's net income to a point of recovery and applying the proper discounted cash flow procedure over that time period.

The late 1970s was a period of relative calm for the lodging industry. Because most lenders were recovering from the financial wounds inflicted by

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the 1975 recession, they had little interest in making hotel mortgages. New construction was restrained, and primarily consisted of additions to existing properties and the development of some large, downtown hotels oriented toward the commercial and convention markets. The rebirth of center-city hostelries was a direct result of fuel shortages and the availability of government financing for inner-city redevelopment projects. Highway-oriented properties, on the other hand, were adversely affected by escalating gasoline prices and decreased automobile travel, and these lodging facilities lost some of their appeal among investors and hotel companies.

Decreased building activity, the normal retirement of older hostelries from the market, and an improving economy created a favorable supply and demand relationship and record-high occupancy levels from 1979 to 1980. Average room rates increased rapidly as operators took advantage of the excess demand to recoup earlier losses and keep up with inflation.

After the decline in hotel development during the late 1970s, the environment appeared suitable for a period of renewed expansion. However, the Federal Reserve tightened the money supply in the early 1980s, sending the prime interest rate up to double-digit levels. Most of the projects that were in the preliminary planning stages but lacked sensible financing were put on hold.

Fiscal policy and declining energy prices eventually reduced the national inflation rate. This caused a decline in hotel interest rates beginning in 1983, and suddenly massive amounts of capital were available for real estate investments. Hotel developers who had been out of the market since the mid-1970s rushed to initiate new projects. They were aided by several major real estate development incentives: high occupancies and escalating room rates, readily available debt and equity financing, and unique income tax benefits designed to stimulate the national economy out of a recession.

During the early 1980s, trends were generally favorable for new hotel development. Although the recession caused a decline in lodging demand, many markets showed relatively high occupancy levels. Room rates were usually able to keep up with inflation, and the travel industry was expected to boom as a result of a recovering economy. Franchise sellers signed up new prospects aggressively, using product segmentation to justify the saturation of a market with a common brand.

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Financing was readily available from the savings and loan industry. Following deregulation, these banks were permitted to lend on commercial real estate, such as hotels. Although savings and loans had experience in making loans on single-family homes, few had expertise with commercial properties, and fewer still with hotels. The result was almost identical to the real estate investment trust fiasco the decade before: loan underwriting and administration were inept and sometimes nonexistent, the number of loans made seemed more important than the quality of the real estate and the integrity of the borrower, and short-term funds were often used to finance long-term mortgages. In the early 1990s, the industry suffered the consequences of this lending spree: most major hotel markets became severely overbuilt and many savings and loans went out of business.

Another factor contributing to hotel development in the 1980s was the very favorable treatment provided by income tax regulations. By carefully structuring hotel syndications to take advantage of all available tax benefits, investors could virtually recoup their total cash outlay in the first year and reap additional benefits in the future regardless of the economic success of the underlying asset. Because there was little incentive to justify a transaction's economics (i.e., cash flow and reversionary benefits), a number of syndicators overpaid for hotel properties, took out usurious fees, and overloaded their hotels with debt.

A change in the tax law in the mid-1980s eliminated many of the benefits associated with hotels, but the overbuilding in most markets was either in progress or had already taken place. By the end of the 1980s, the abuses of the savings and loans had become apparent, but it was too late to reverse the overbuilding. Between 1985 and 1990, approximately 556,000 rooms were added to the U.S. hotel supply.

The national economy entered another recession in 1990, and this factor (coupled with overbuilding and the Persian Gulf War in 1991) caused the national hotel occupancy rate to bottom out at 60.9%. In some markets, hotel occupancies were as low as 35%. This supply and demand imbalance was almost identical to the situation in the 1970s that led to numerous hotel failures. As in the REIT days, the number of non-performing loans reached record levels, and lenders moved to a work-out mode of operation in order to foreclose and restructure their hotel investments. Many of the savings and loans were taken over by the government and their hotel assets were sold at auction.

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According to the American Council of Life Insurance, which represents major life insurance companies, the number of delinquent hotel loans and the number of hotel loans in foreclosure peaked in 1991. This trend is undergoing a reversal as the U.S. lodging industry begins to recover. Loan restructuring was an attractive alternative to foreclosure during this period, and the number of loans in good standing with restructured terms almost doubled.

By 1993, new hotel construction had declined significantly. Lenders, trying to get out from under problematic hotel portfolios, curtailed all real estate lending and would not even consider hotels. The tax benefits associated with lodging facilities had been reduced significantly, and passive investors left the hospitality market entirely.

The slowdown in the growth of supply had a beneficial impact on occupancy levels, which started to recover in 1992. Improved occupancies are expected to continue through the late 1990s as increases in lodging demand outpace growth in supply.

Beginning in 1991, many lenders and the Resolution Trust Corporation (RTC) sold their oldest and least desirable hotels at liquidation prices. Because virtually no third-party financing was available, most lenders were forced to take back purchase-money mortgages at favorable terms in order to sell these properties without suffering massive write-downs. The newer and more desirable hotels were not put on the market, because their lenders/owners were waiting for values to recover. This course of action significantly reduced the number of transactions involving good-quality lodging facilities. The following table shows the volume of hotel transactions exceeding $10,000,000 between 1990 and 1995.

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Table 5-1  Summary of Major Hotel Transactions
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Year                               1991            1992             1993             1994
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Number of Transactions               52              41               40               83
Number of Rooms                  15,806          17,219           15,825           30,452
Total Price              $1,375,122,000  $1,084,797,000   $1,171,050,000   $2,314,352,000
Average Price Per Room         $ 87,000        $ 63,000         $ 74,000         $ 76,000

                     Source: Hospitality Valuation Services

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In 1991, there were only 54 major hotel sales recorded. This number increased to 67 in 1992 and declined to 52 in 1993, then rose dramatically in 1994 and 1995. During the low-volume years, many sellers remained on the sidelines waiting for values to increase before placing their properties on the market. The jump in 1994 is attributable to a number of factors, including the greater availability of mortgage funds, a return of institutional investors to the market, and a resurgence of investor interest in lodging facilities.

The profile of typical hotel buyers has changed somewhat. During the mid-1980s, when tax-driven syndication's were popular, many hotels were purchased by passive investors who hired management companies to operate their properties. These owners had little involvement in day-to-day management decisions, which occasionally led to poor management and financial losses. Today, most buyers of major hotels are owner-operators who bring with them both the acquisition funds (usually from a joint venture partner) and management expertise. We also note that real estate investment trusts (REITs) and public hotel companies (C-Corps) are actively acquiring hotels using funds from public equity stock offerings.

The supply of new hotel rooms is expected to increase slowly during the next several years. Lenders are beginning to return to the market, and are making some hotel loans based on conservative criteria. Initially, mortgage funds were available mainly to the budget and economy lodging sectors, for the purpose of refinancing existing properties or assisting buyers in acquisitions. Now, a number of lenders are willing to finance new construction for these small, low-end properties. Although financing is also becoming available for the acquisition of large, full-service hotels, very little has been allocated for new construction. At present, active hotel lenders are not necessarily traditional banks and insurance companies, but may include credit companies and Wall Street securities firms.

A number of hotel owners and developers are now constructing budget and economy hotels; a few are planning more upscale, full-service properties. Most lenders are taking a conservative approach to new hotel loans, which should limit new development to those projects that demonstrate true economic feasibility. As a result, severe short-term overbuilding is unlikely.

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Room Rates

The supply and demand relationship has a direct impact on hotel occupancies and an indirect influence on room rate growth. Between 1978 and 1995, hotel room rates increased at an average annual compounded rate of almost 6%. Significant rate growth was recorded during the late 1970s and early 1980s as a result of strong occupancies (70%'s) coupled with a high monetary inflation rate (14%). In recent years, room rate growth slowed as a result of low occupancies and a drop in inflation.

Hotel room rates generally increase faster than the Consumer Price Index (CPI) when occupancies are strong or moving upward. When occupancies are low or declining, room rate growth tends to lag behind the CPI; in some cases, rates may remain flat or actually drop. The following table compares the historical and projected annual increase in hotel room rates in the United States to the change in the national CPI.

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Table 5-2  Percent Change in Average Room Rates Versus CPI - U.S. Hotels
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                                      Consumer Price
              Hotel Room Rate             Index                  Hotel
Year          Percent Change          Percent Change           Occupancy
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1973                4.2 %                   6.2 %                 70.2 %
1974                7.6                    11.0                   64.0
1975                7.3                     9.1                   63.7
1976                8.2                     5.7                   65.8
1977                8.1                     6.5                   67.3
1978               14.0                     7.7                   69.2
1979               17.0                    11.3                   71.9
1980               15.2                    13.5                   70.6
1981               10.0                    10.3                   67.9
1982                6.5                     6.2                   66.7
1983                5.1                     3.2                   64.4
1984                6.9                     4.3                   64.0
1985                4.6                     3.6                   63.1
1986                3.2                     1.9                   62.5
1987                3.6                     3.6                   61.9
1988                3.6                     4.1                   62.3
1989                3.5                     4.8                   63.2
1990                3.0                     5.4                   62.4
1991                0.6                     4.2                   60.9
1992                1.4                     3.0                   62.1
1993                2.8                     3.0                   63.1
1994                4.8                     2.6                   64.7
1995                4.8                     2.8                   65.5
1996                5.0                     3.0                   66.0
1997                5.5                     3.5                   67.0
1998                6.0                     4.0                   68.0
1999                5.5                     4.0                   68.0

         Source: Smith Travel Research & Hospitality Valuation Services

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This table shows two periods when hotel room rate growth failed to keep pace with the CPI. From 1973 to 1975, the hotel industry was suffering from overbuilding related to real estate investment trusts, a recession, and a downturn in travel caused by the oil embargo. The second period of slow room rate growth occurred between 1988 and 1993, when the industry was again affected by overbuilding and a weak economy. The table illustrates that during periods of prosperity, room rates are a good hedge against inflation; this was true even when the CPI increased at double-digit levels.

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The projections indicate a strong recovery of room rates as the relationship between supply and demand becomes more favorable. Growth is expected to peak in 1998 at 6%, which is significantly higher than the projected gain in the CPI. This may appear high, but a similar trend occurred in 1978, when room rates rose 14.0% and the CPI increased by only 7.7%.

Hotels are unique because their room rates can be adjusted at any time. Unlike office space, where rents are typically negotiated for a five-year period, hotel operators are free to base rates on occupancy trends. Using sophisticated yield management programs, modern lodging facilities can ride the demand curve and maximize room rates whenever the market permits. As a result, hotels generally offer significant upside potential during periods of economic prosperity.

If lodging facilities can increase room rates faster than the CPI and still maintain occupancies, bottom-line profits usually escalate. If they can raise room rates and occupancy at the same time, profits will grow significantly. The opposite occurs when room rates fail to keep pace with inflation. Because market value is basically a multiple of bottom-line profits, changes caused by fluctuations in occupancy and average rate have a direct impact on value.

Rooms Revenue per Available Room (RevPAR)

The ability of a hotel to maximize its occupancy and room rate is measured in terms of rooms revenue per available room (RevPAR), which is the product of occupancy and average rate. Between 1978 and 1995, RevPAR in the U.S. lodging industry increased at an average annual compounded rate of approximately 5%. As in the case of average rate, most of the increase occurred during the late 1970s, when occupancies escalated rapidly. The only decline in RevPAR occurred in 1991.

Trends in Hotel Sales

HVS International constantly monitors hotel markets in order to collect information on sales of lodging facilities. This comprehensive database is known as the Hospitality Market Data Exchange (HMDE). The HMDE includes more than 90% of all hotel sales that took place during this period.

The HMDE data shows that the number of transactions peaked at 726 in 1986. This strong activity is largely attributable to pending changes in the tax laws, which made it less favorable to own hotels. It is also possible that forward-thinking investors noted the substantial overbuilding and declining economy and decided to bail out at that time. In 1987 and 1990, the

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average sales price per room peaked at $75,000. This was more than twice the 1981 average of $36,000.

Following the 1990 peak, hotel prices fell rapidly as occupancies and profits were eroded by the massive number of hotel rooms entering the market. By 1991, the year of the Persian Gulf War, sales prices had fallen to $38,000 per room. Even the highest price per room declined from the record $1,195,652 (for the sale of the Bel Aire Hotel) to $251,816 in 1992. The market hit bottom in 1993 when the average sales price dropped to $36,000 per room. Prices recovered rapidly in 1994 and 1995 as investors became interested in hotels again and more full-service properties were put on the market. In 1995, the average sales price was $61,000 per room.

The figures presented in the HMDE represent actual sales prices; no attempt was made to adjust for factors such as favorable or unfavorable financing, forced or liquidation sales, bankruptcy sales, foreclosures, and so forth. As a result, the average price per room does not necessarily reflect market value, which assumes a willing buyer and a willing seller. Many of the transactions that took place during the early 1990s involved unwilling sellers - usually lenders who were forced to liquidate hotel portfolios quickly at prices that were below market levels. Most hotel experts agree that a recovery is underway, and they recommend that owners hold their properties until more favorable conditions prevail.

Trends in Hotel Values

A more meaningful indicator of trends in hotel value is the Hotel Valuation Index (HVI), developed by HVS International. This index tracks changes in hotel values in 23 major markets and the nation as a whole. It is developed through an income approach, using market area data provided by Smith Travel Research and operational and capitalization rate information from HVS International, and is indexed to the 1986 U.S.A. value (1.0000). The following table sets forth the HVI from 1986 to 1995.

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Table 5-3  Hotel Valuation Index per Room
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                                                                Valuation Index Per Room
                                                                ------------------------
                         1986       1987      1988       1989      1990       1991      1992       1993      1994       1995
                       ------------------------------------------------------------------------------------------------------
Honolulu                3.3571     4.0357    4.6964     5.2857    5.3214     4.7857    4.9286     4.2857    4.3929     5.6071
New Orleans             1.5357     1.7500    2.2857     2.3929    2.5000     2.6071    3.2857     3.2500    3.8929     4.4286
New York                3.5714     4.1071    4.6429     4.5357    3.9286     3.0357    2.5714     2.5714    3.1429     4.1071
San Francisco           2.5000     3.0893    3.2500     3.0714    2.9286     2.5714    2.5714     2.9643    3.2143     4.0000
Phoenix                 1.2143     1.0714    1.1786     1.5357    1.4286     1.2500    1.5000     1.9643    2.3571     3.2143
San Diego               2.8571     2.3571    2.5714     2.6786    2.3929     2.5357    2.5357     2.2143    2.3571     3.0357
Miami                   1.4286     1.6071    1.7321     2.1429    2.1786     2.2500    2.5714     2.7857    2.3214     2.9286
Washington, DC          2.1786     2.1786    2.4464     2.6071    2.2500     1.8571    2.0357     2.5000    2.3929     2.8929
Atlanta                 1.0714     1.0179    1.0536     1.0357    1.1429     1.1250    1.2857     1.7857    2.1429     2.6786
Minneapolis             0.7321     0.6964    0.7143     0.7143    0.7857     1.0000    1.2857     1.5714    1.8214     2.1786
Chicago                 1.4643     1.5000    1.5714     1.5000    1.4286     1.2143    1.2500     1.5000    1.8571     2.1786
Boston                  2.3571     2.7143    2.6071     2.1429    1.8214     1.2500    1.3036     1.3214    1.6071     2.1071
Fort Lauderdale         1.4643     1.2679    1.3214     1.4286    1.4821     1.3571    1.7143     1.8929    1.6071     1.9286
Orlando                 1.5000     1.6429    1.9286     2.5000    2.5357     1.8929    2.0714     1.7857    1.6071     1.8929
Denver                  0.5357     0.4464    0.4643     0.4821    0.7857     0.9268    1.0357     1.3214    1.5000     1.8571
Dallas                  0.5536     0.6250    0.6607     0.7321    0.7857     0.7143    0.9643     1.0357    1.3214     1.7143
USA                     1.0000     0.9464    1.0536     1.1250    1.0714     0.9214    0.9929     1.1429    1.3214     1.6071
Los Angeles             2.1071     2.2857    2.3929     2.4643    2.1786     1.5714    1.0714     0.9643    1.1964     1.5000
Tampa                   0.8393     0.7679    0.8571     1.1429    1.2857     1.0357    1.0714     1.0357    1.1071     1.3214
Anaheim                 1.7679     1.7321    1.7500     1.8571    1.6071     1.2857    0.9642     0.9464    0.8393     1.2500
Houston                 0.3571     0.4286    0.6964     0.7857    1.1071     1.1607    1.1429     1.0357    1.0000     1.1786
Philadelphia            1.4643     1.5357    1.4286     1.3214    1.0714     0.6786    0.5714     0.6071    0.7500     1.0714
Norfolk                 1.1786     1.0536    0.9286     0.7857    0.6429     0.5357    0.6071     0.6429    0.7500     0.9643
Riverside               0.9643     1.2143    1.5714     1.7143    1.4643     1.2500    0.7857     0.5357    0.4286     0.5357

                            Source: HVS International

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The HVI can be used to show the value change in a particular market over time or to show the relative difference in hotel values in various cities. The following table shows the annual change in hotel values in 23 major markets and the United States as a whole.

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Table 5-4 Percent Change in the Hotel Valuation Index
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                                                                 Annual Percent Change
                                                                 ---------------------
                       '86-'87    '87-'88    '88-'89    '89-'90     '90-'91    '91-'92   '92-'93      '93-'94    '94-'95    '86-'95
                     ---------------------------------------------------------------------------------------------------------------
Honolulu                  20 %       16 %       13 %        1 %       -10 %        3 %      -13 %         3 %       28 %       67 %
New Orleans               14         31          5          4           4         26         -1          20         14        188
New York                  15         13         -2        -13         -23        -15          0          22         31         15
San Francisco             24          5         -5         -5         -12          0         15           8         24         60
Phoenix                  -12         10         30         -7         -13         20         31          20         36        165
San Diego                -18          9          4        -11           6          0        -13           6         29          6
Miami                     12          8         24          2           3         14          8         -17         26        105
Washington, DC             0         12          7        -14         -17         10         23          -4         21         33
Atlanta                   -5          4         -2         10          -2         14         39          20         25        150
Minneapolis               -5          3          0         10          27         29         22          16         20        198
Chicago                    2          5         -5         -5         -15          3         20          24         17         49
Boston                    15         -4        -18        -15         -31          4          1          22         31        -11
Fort Lauderdale          -13          4          8          4          -8         26         10         -15         20         32
Orlando                   10         17         30          1         -25          9        -14         -10         18         26
Denver                   -17          4          4         63          18         12         28          14         24        247
Dallas                    13          6         11          7          -9         35          7          28         30        210
USA                       -5         11          7         -5         -14          8         15          16         22         61
Los Angeles                8          5          3        -12         -28        -32        -10          24         25        -29
Tampa                     -9         12         33         12         -19          3         -3           7         19         57
Anaheim                   -2          1          6        -13         -20        -25         -2         -11         49        -29
Houston                   20         62         13         41           5         -2         -9          -3         18        230
Philadelphia               5         -7         -8        -19         -37        -16          6          24         43        -27
Norfolk                  -11        -12        -15        -18         -17         13          6          17         29        -18
Riverside                 26         29          9        -15         -15        -37        -32         -20         25        -44

                            Source: HVS International

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On a national basis, hotel values rose in 1988 and 1989, then declined in 1990 and dropped by 14% in 1991. A turnaround commenced in 1992, when values increased by 8%; still greater increases of 15% in 1993, 16% in 1994, and 22% in 1995 signaled that a recovery was well underway. In the case of the individual cities, it is obvious that the movement in national hotel values has been offset somewhat by trends in local markets. Between 1986 and 1995, Riverside hotels lost more than 40% of their value, while San Francisco showed a 60% increase. Anaheim, Los Angeles, and Philadelphia also suffered significant drops.

Future Trends

Most hotel owners, operators and lenders agree that the U.S. lodging industry has emerged from one of the worst periods since the Depression of 1929. Today, there are many indications that signal a strong recovery is underway, and most hotels have experienced a dramatic rise in profitability. Conversely, the hotel industry remains cyclical, and there are long-term trends and risk factors that could have an unfavorable impact on the operating results and investment potential of lodging facilities. The following

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list summarizes the positive and negative factors that are likely to influence the U.S. lodging industry in coming years.

o No significant amount of new hotel development is likely to occur during the next three to five years. Lenders stopped financing new hotels in the early 1990s because of the high rate of loan defaults, and they are only now starting to make construction loans. Although mortgage funds are available to refinance existing properties and construction loans are being made for economy hotels, mortgages for new hotels in the mid-rate, first-class, and luxury categories are still difficult to secure. This lack of financing is major barrier to entry, and will prevent a number of proposed projects from moving forward. With only a slow increase in supply, hotel occupancies should rebound as fast as the growth in demand permits.

o An additional barrier to entry is the current discrepancy between market values and replacement costs for first-class and luxury hotels. In today's market, many upscale hotels are still selling for prices that are below what it would cost to develop a comparable hotel. As a result, there is little justification for building a new hotel when a similar, existing facility is available for sale at some fraction of the cost. Until the gap between market value and replacement cost narrows, there will be minimal new hotel construction in the upper-tier segments. The market values and replacement costs of budget and economy hotels have been in equilibrium for several years which is another reason why new development is proceeding in these segments.

o The U.S. economy continues to improve, which suggests that more people are traveling. Many people curtailed their travel plans during the recent recession, and there is likely to be pent-up demand that will be released as consumer confidence escalates.

o Minimal additions to the hotel supply coupled with growth in demand should result in further improvement in occupancies during the next several years.

o As shown by the historical data, hotel room rates rise rapidly as occupancies escalate. The most frequent complaint that owners and operators had during the recent recession was their inability to achieve average rate gains. Starting in 1994, gains in hotel room rates returned to levels in excess of inflation, foreshadowing enhanced profitability. In real dollars, hotel room rates are expected to return to 1988 levels by 1998. This

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      is a good indication that hotel values will return to record levels in the next two to four years.

o The low cost of capital is another factor that tends to enhance value. Because capitalization rates are tied directly to the price of capital, the lower the cost, the lower the cap rate and the higher the value. The cost of hotel debt capital averaged 10.5% in 1990. Today, similar financing is available at 8.5% to 9.5%. Recent hotel sales support the downward trend in capitalization rates.

o Government regulations are becoming increasingly expensive for the U.S. hotel industry. A national health care policy could force small operators to provide better benefits for many more employees, particularly the part-time workers who are used extensively by hotels and restaurants. Environmental laws are becoming stricter and will require hotels to implement recycling, reuse, and conservation procedures. Congress has limited deductions for meals and entertainment expenses, which increases the cost of doing business in hotels and restaurants. Local municipalities use hotel rooms taxes as a source of revenue for general use, and the hotel rooms tax is so high in some areas that it has driven away demand. This is particularly true with respect to meetings and conventions, which can be held in cities that tax accommodations at a lower rate.

o Improved technology is rapidly changing the way business is conducted. During the next decade, advances such as video communication, enhanced data transfer, and faster transportation are expected to limit the need for face-to-face meetings and shorten the time that executives are away from their offices. Commercial hotels are bound to be influenced by this trend.

Conclusion

Interest in hotel acquisition has increased significantly during the past several years. Buyers have concluded that future earnings trends are likely to be favorable, and the risks posed by overbuilding or an economic downturn are small. Some sellers are holding their properties until prices reach a higher level. Consequently, we believe there is pent-up desire to sell once prices begin to approach levels that allow the existing (or restructured) debt to be paid off.

The fact that numerous buyers are chasing very few acquisition opportunities has had a favorable impact on recent sales prices. For buyers to be successful in this highly competitive market, their projected operating results

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must take into account at least a portion of any upside created from improved performance, particularly if the improvement can be readily achieved through management efficiencies. Capitalization rates based on historical operating income have fallen during the past several years. Hotel buyers in today's market must be aggressive in all of their acquisition assumptions. As a result, hotel values in some parts of the country are approaching the levels registered during the mid-1980s, and a full recovery is expected to occur in the next two to four years.

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6.    Lodging Market Supply and Demand Analysis

MARKET FOR TRANSIENT ACCOMMODATIONS

The market for transient accommodations is an all-encompassing term referring to the many types of travelers who use lodging facilities in a given area. These travelers represent the market's accommodated room night demand. This section will begin with an analysis of historical demand trends to determine what changes have occurred; the historical number of competitive hotel rooms will then be estimated to evaluate local supply trends. Areawide occupancy levels can be calculated based on the number of hotel rooms available in the market and the demand for lodging accommodations. The total hotel room night demand will be divided into individual market segments to allow us to forecast growth rates based on the economic and demographic data set forth earlier in this report.

Historical Supply and Demand Data

Smith Travel Research (STR) has compiled historical supply and demand data for the subject property and its competitors. This information is presented in the following table, along with the marketwide occupancy, average rate, and rooms revenue per available room (RevPAR). RevPAR is calculated by multiplying occupancy by average rate, and provides an indication of how well rooms revenue is being maximized.

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Table 6-1  Historical Supply and Demand Trends (STR)
--------------------------------------------------------------------------------

                               1989        1990        1991        1992        1993       1994         1995
--------------------------------------------------------------------------------------------------------------
Number of Rooms                 870         870         870         870         870        870          870
Annual Guestroom Supply     317,550     317,550     317,550     317,550     317,550    317,550      317,550
Percent Change                 --           0.0 %       0.0 %       0.0 %       0.0 %      0.0 %        0.0 %

Room Night Demand           215,616     204,502     200,057     216,887     207,043    223,873      226,096
Percent Change                 --          (5.2)%      (2.2)%       8.4 %      (4.5)%      8.1 %        1.0 %

Occupancy                      67.9 %      64.4 %      63.0 %      68.3 %      65.2 %     70.5 %       71.2 %
Percent Change                 --          (5.2)%      (2.2)%       8.4 %      (4.5)%      8.1 %        1.0 %

Average Rate                 $83.34      $76.57      $68.19      $67.53      $68.11     $72.46       $76.46
Percent Change                 --          (8.1)%     (10.9)%      (1.0)%       0.9 %      6.4 %        5.5 %

RevPAR                       $56.59      $49.31      $42.96      $46.12      $44.41     $51.08       $54.44
Percent Change                 --         (12.9)%     (12.9)%       7.4 %      (3.7)%     15.0 %        6.6 %

                              Year-to-Date August     Average Annual
                            -----------------------    Comp. Change,
                               1995          1996       1989 - 1995
--------------------------------------------------------------------

Number of Rooms                 870           866
Annual Guestroom Supply     211,410       211,410
Percent Change                  ---           0.0 %         0.0 %

Room Night Demand           149,890       153,061
Percent Change                  ---           2.1 %         0.8 %

Occupancy                      70.9 %        72.4 %
Percent Change                  ---           2.1 %         0.8 %

Average Rate                 $76.20        $80.20
Percent Change                  ---           5.2 %        -1.4 %

RevPAR                       $54.03        $58.06
Percent Change                  ---           7.5 %        -0.6 %

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It is important to note some limitations of the STR data. Hotels are occasionally added to or removed from the sample, and not every property reports data in a consistent and timely manner; these factors can influence the overall quality of the information by skewing the results. These inconsistencies may also cause the STR data to differ from the results of our competitive survey. Nonetheless, we find that hotel buyers often rely on STR statistics, and thus they are considered relevant to this study.

As the preceding table indicates, the competitive supply has remained stable since 1989. Demand fluctuated during this period, declining by 5.2% in 1990 and 2.2% in 1991; these downturns can be attributed to the regional impact of the national recession and, in 1991, the Persian Gulf War. A substantial increase of 8.4% occurred in 1992, as the economic outlook began to brighten and the area recovered from the impact of the war. This was followed by a 4.5% decrease in 1993 and an 8.1% gain in 1994. These latter trends are largely attributable to an extensive renovation of one of the secondary competitors (the Holiday Inn - MacArthur Airport), which took some rooms out of service during 1993.

Year-to-date August figures indicate a 2.1% demand increase from 1995 to 1996. This is partially the result of the TWA airplane crash that occurred off the coast of Long Island in July of 1996. All of the hotels in the subject property's market experienced an increase in demand resulting from the influx of government officials and media representatives involved in the investigation of the crash. The Sheraton Long Island, which is located in the subject property's immediate vicinity, was the base of operations for the National Transportation Safety Board and the FBI, and the site of numerous press conferences. Overall, room night demand increased at an average annual compounded rate of 0.8% between 1989 and 1995, indicating a relatively stable market.

As a result of the overall economic downturn and cutbacks and layoffs at many Long Island firms, the average rate of the competitive properties declined by a substantial 8.1% in 1990, and by another 10.9% in 1991. The most significant employment reductions took place at Grumman, and this company's decline had ripple effects on a vast number of other firms that had relied on its economic contribution. In 1992, the drop in average rate slowed to 1.0%. A slight increase of 0.9% was registered in 1993, followed by a more significant gain of 6.4% in 1994. The 1994 jump accompanied a strong rise in occupancy, and reflects the more aggressive rate strategy pursued by area hotel operators as demand increased. This trend continued in

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1995, when the market achieved a 5.5% increase in average rate while maintaining an overall occupancy of 71.2%. Year-to-date August figures show a further 5.2% rise in average rate from 1995 to 1996; as in the case of the occupancy increase, a substantial portion of this gain can be attributed to the TWA crash, which allowed area hotels to charge above-average room rates to government officials and members of the media. Despite the strong increases achieved in the recent years, we note that by 1995, the marketwide e average rate had recovered only to 1990 levels, and remained substantially below the 1989 average of $83.34. Overall, rate declined at an average annual compounded rate of 1.4% between 1989 and 1995.

Demand Analysis Using Market Segmentation

For the purpose of demand analysis, the overall market is divided into individual segments based on the nature of travel. Although a market may have various segments, the three primary classifications occurring in most areas are commercial, meeting and group, and leisure.

Market segmentation is a useful procedure because individual classifications often exhibit unique characteristics in terms of growth potential, seasonality of demand, average length of stay, double occupancy, facility requirements, price sensitivity, and so forth. By quantifying the room night demand by market segment and analyzing the characteristics of each segment, the overall demand for transient accommodations can be projected. Lodging demand in Suffolk County is generated primarily by the following three market segments.

            Segment 1         Commercial
            Segment 2         Meeting and Group
            Segment 3         Leisure

Based on our fieldwork, area analysis, and knowledge of the local lodging market, we estimate the year-end 1996 distribution of accommodated hotel room night demand as follows.

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Table 6-2  Estimated Year-End 1996 Accommodated Room Night Demand
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                               Marketwide                  Subject Property
                     ---------------------------      --------------------------
                     Accommodated       Percent       Accommodated      Percent
Market Segment          Demand          of Total         Demand         of Total
--------------------------------------------------------------------------------
Commercial               97,000              66 %         14,000            61 %
Meeting and Group        20,000              14            2,000             9
Leisure                  29,000              20            7,000            30
--------------------------------------------------------------------------------
Total                   146,000             100 %         23,000           100 %

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Commercial demand predominates in the local market, accounting for approximately 66% of the 1996 room night demand. Leisure travelers show a relatively strong presence, at approximately 20% of the market, and meeting and group demand contributes the remaining 14%. The subject property's market segmentation differs from that of the area as a whole, largely as a result of its limited function space. Moreover, the Howard Johnson accommodates a larger percentage of leisure travelers than the market as a whole, and maintains a somewhat weaker presence in the commercial segment. The property's appeal to leisure travelers is at least partly the result of its Howard Johnson affiliation. Using the distribution of accommodated hotel demand as a starting point, we will analyze the characteristics of each market segment in an effort to determine future trends in room night demand.

Commercial Segment

The commercial segment consists of individual businesspeople who are visiting various firms in the subject property's market, including local manufacturers, service-related firms, and light industrial facilities. Because the Howard Johnson is located at the southwestern corner of the Hauppauge Industrial Park and near the Vanderbilt Industrial Park, the Heartland Executive Park, and the Racanelli Industrial Park, a solid base of commercial demand is available. However, management reports limited success in securing this business, partly as a result of its somewhat poor reputation in the area and its Howard Johnson affiliation, which is not particularly popular among commercial travelers.

Commercial demand is strongest Monday through Thursday nights, declines significantly on Friday and Saturday, and increases somewhat on Sunday. The typical length of stay ranges from one to three days, and the

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rate of double occupancy is a low 1.2 to 1.3 people per room. Commercial demand is relatively constant throughout the year, although some declines are noticeable in late December and during other holiday periods. In general, commercial travelers are not overly rate-sensitive, and will make use of a hotel's food and beverage outlets and recreational facilities. The commercial segment represents a highly desirable and lucrative market that provides a consistent level of demand at relatively high room rates.

Demand potential in this segment is tied to the business and economic health of the surrounding area; although the Long Island economy exhibited a moderately favorable growth trend during the past decade, forecasts indicate a considerable slowing in the 1990s. We generally find a multiplier effect between employment growth in certain sectors and the increase in commercial lodging demand (i.e., one new FIRE employee will correspond to more than one new visitor). In conjunction with the recent trend of slower growth in the local economy, commercial demand increases have become more moderate. As the national and international economy improves and prominent local businesses increase their production and employment levels, commercial hotel demand is expected to rebound quickly. Smith Travel Research estimates that total hotel demand in the competitive market rose by 1.0% in 1995. We project that commercial demand (which comprises more than 66% of the total market) will increase by 2% in 1997 and 1998 and 1% annually in subsequent years.

Meeting and Group Segment

The meeting and group market includes meetings, seminars, conventions, trade association shows, and similar gatherings of ten or more people. Peak convention demand typically occurs in the spring and fall. Because of vacations, the summer months represent the slowest period for this market segment; winter demand varies. The average length of stay for typical meetings and groups ranges from three to five days. Most commercial groups meet during the weekday period of Monday through Thursday, but associations and social groups will sometimes gather on weekends. Commercial groups tend to have a low double occupancy of 1.3 to 1.5 people per room, while social groups are likely to have double occupancy rates ranging from 1.5 to 1.9.

Meeting and group demand in western Suffolk County is generated primarily by local businesses, and includes small functions such as training sessions, product announcements, meetings, and seminars with between 15 and 20 attendees. Non-commercial groups such as civic associations and professional societies, which often range from 75 to 250 people, are a

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secondary demand source. Most of the meeting and group functions in western Suffolk County are held at local hotels. Because the subject property is a limited-service facility that offers only 800 square feet of meeting space, its participation in this segment is limited.

Future meeting and group demand is closely related to growth in the commercial segment. Because most meetings have either a direct or an indirect business purpose, the economic considerations that have an impact on commercial travel also affect meeting and group demand. The exception is non-commercial meetings, which are tied to the economic factors that influence leisure travel. It should be noted that meetings and similar events are booked in advance, and thus growth in this segment tends to lag slightly behind increases in commercial demand.

Historically, meeting and group demand in the Suffolk County market is estimated to have increased at a rate lower than the overall demand increase in the market. Given this factor and the relevant economic and demographic trends summarized earlier in this report, we forecast meeting and group demand in the subject property's market to increase by 1% in 1997 and 1998 and at 0.5% annually throughout the remainder of the projection period.

Leisure Segment

The leisure market segment consists of individuals and families who are spending time in the area or passing through en route to other destinations. Their travel purposes may include sightseeing, recreation, visiting friends and relatives, or numerous other non-business activities. Leisure demand is strongest Friday and Saturday nights and all week during holiday periods and the summer months. These peak periods are negatively correlated with commercial visitation, underscoring the stabilizing effect of capturing weekend and summer tourist travel. The typical length of stay ranges from one to four days, depending on the destination and travel purpose, and the rate of double occupancy generally ranges from 1.8 to 2.5 people per room.

Leisure travelers tend to be the most price-sensitive segment in the lodging market. They often prefer low-rise accommodations where parking is convenient to the rooms, and they typically demand extensive recreational facilities and amenities. Ease of highway access and proximity to tourist attractions are important locational considerations. Leisure demand in the subject property's market is generated by people traveling on the Long Island Expressway to locations farther east on Long Island and individuals

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visiting Suffolk County's various attractions, including the area's beaches and wineries.

Future leisure demand is related to the overall economic health of the nation. Trends showing changes in state and regional unemployment and disposable personal income often have a strong impact on non-commercial visitation. Traffic counts on nearby highways and attendance at local attractions can also form a basis for projections.

Although traffic counts in the vicinity of the subject property are dated and thus do not form a solid base from which to formulate projections, Suffolk County residents enjoy relatively high disposable income levels. It should be noted, however, that the Howard Johnson is located in a commercial-oriented neighborhood that offers few leisure attractions. Based on our analysis of economic and demographic trends in the area, we project leisure demand to increase at an average annual compounded rate of 1%.

Conclusion

The purpose of segmenting the lodging market is to define each major type of demand, identify customer characteristics, and estimate future growth trends. Starting with an analysis of the local area, three segments were defined as representing the subject property's lodging market. Various types of economic and demographic data were then evaluated to determine their propensity to reflect changes in hotel demand. Based on this procedure, we forecast the following average annual compounded market segment growth rates.

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Table 6-3  Average Annual Compounded Market Segment Growth Rates
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                                              1997         1998       Thereafter
--------------------------------------------------------------------------------
Commercial                                     2.0%         2.0%         1.0%
Meeting and Group                              1.0          1.0          0.5
Leisure                                        1.0          1.0          1.0

Annual Average                                 1.7%         1.7%         0.9%

--------------------------------------------------------------------------------

These growth rates will be used in subsequent sections of this study to forecast changes in lodging demand.

COMPETITION

An integral component of the supply and demand relationship that has a direct impact on the availability of lodging demand is the current and anticipated supply of competitive lodging facilities. The Long Island area is

HVS International, Mineola, New York        Lodging Market Supply and Demand  58
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served by numerous hotels and motels, which are located throughout the region. Unlike many other suburban market areas, these properties are not concentrated in clusters, but are spread throughout the area, generally near the major highways serving Long Island.

We have identified two hotels that are considered primarily competitive with the Howard Johnson. Including the subject property, these primary competitors total 374 rooms. Two additional lodging facilities are judged to be only secondarily competitive; although the facilities, rate structures, or market orientations of these hotels prevent their inclusion among the primarily competitive supply, they do compete with the subject property to some extent. The room count of each secondary competitor has been weighted to reflect the degree to which it competes with the Howard Johnson; the aggregate weighted room count of the secondary competitors is 178.

Primary Competitors

The following table summarizes the important operating characteristics of the primary competitors and the aggregate secondary competitors. This information was compiled from personal interviews, inspections, lodging directories, and our in-house library of operating data. The table also sets forth each property's estimated year-end 1996 penetration factors; penetration is the ratio between a specific hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, the property is performing better than the market as a whole; conversely, if the penetration is less than 100%, the hotel is performing at a level below the marketwide average.

HVS International, Mineola, New York        Lodging Market Supply and Demand  59
                                            Analysis
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================================================================================
Table 6-4  Primary Competitors and Aggregate Secondary Competitors
--------------------------------------------------------------------------------

                                                        Square Footage          Estimated 1996
                                                     ---------------------    Market Segmentation            Estimated 1995
                                                                  Meeting   -----------------------    ---------------------------
                                    Year    Number    Meeting      Space             Mtg. &                       Average
Property/Location                  Opened  of Rooms    Space     per Room   Comm.    Group  Leisure    Occ.        Rate    RevPAR
----------------------------------------------------------------------------------------------------------------------------------
Subject Properrty
     450 Moreland Rd., Commack      1971      109       800           7      60%      10%     30%      58.1%      $61.34    $35.64
Hampton Inn - Commack
     680 Commack Rd., Commack       1989      144       400           3      70       10      20       83.0        75.00     62.25
Hampton Inn - Islandia
     1600 Vets. Highway, Islandia   1988      121       384           3      70       10      20       75.0        75.00     56.25

----------------------------------------------------------------------------------------------------------------------------------
Sub-Totals and Averages                       374       528           4      68%      10%     22%      73.2%      $71.84    $52.55

Secondary Competitors                         178                            63       22      15       70.0        81.44     57.00
----------------------------------------------------------------------------------------------------------------------------------
Totals and Averages                           552                            66%      14%     20%      72.3%      $74.85    $54.09


                                                         Estimated 1996
                                    ----------------------------------------------------------
                                              Average                 Occupancy       Yield
Property/Location                    Occ.      Rate         RevPAR   Penetration   Penetration
----------------------------------------------------------------------------------------------
Subject Properrty
     450 Moreland Rd., Commack      57.9%      $65.00       $37.65       79.8%        64.2%
Hampton Inn - Commack
     680 Commack Rd., Commack       82.0        88.00        72.16      113.0        122.9
Hampton Inn - Islandia
     1600 Vets. Highway, Islandia   75.0        77.00        57.75      103.3         98.4
----------------------------------------------------------------------------------------------
Sub-Totals and Averages             72.7%      $78.99       $57.44      100.2%        97.9%

Secondary Competitors               72.0        84.85        61.09       99.2        104.1
----------------------------------------------------------------------------------------------
Totals and Averages                 72.6%      $80.87       $58.70      100.0%       100.0%

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                COMPETITION MAP

HVS International, Mineola, New York        Lodging Market Supply and Demand  60
                                            Analysis
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Our survey shows nationally recognized chains controlling all of the rooms in the competitive market. With 109 units, the subject property is the smallest hotel in the market; the 144-room Hampton Inn - Commack is the largest. The Howard Johnson opened in 1971, and thus is also the oldest facility among the primary competitors. The Hampton Inns were constructed in 1988 and 1989; when compared to the Howard Johnson, they are more modern in appearance and feature more attractive appointments.

Local lodging demand has a strong commercial orientation; we estimate that the 1996 market segmentation of the primary competitors was 68% commercial, 22% leisure, and 10% meeting and group. The three hotels are expected to achieve an overall 1996 occupancy of 72.7% at an average rate of $78.99, which yields RevPAR of $57.44. Both primary competitors were inspected and evaluated, and descriptions of our findings are presented below.

Hampton Inn - Commack

The 144-room Hampton Inn - Commack is located on Commack Road, off Exit 52 of the Long Island Expressway and approximately two miles west of the subject property. The hotel is highly visible from the highway, and is superior to the Howard Johnson in that respect. A freestanding Ground Round Restaurant is located immediately west of the property, and the Commack Cinema is situated to the east. Consequently, the neighborhood is also judged to be superior to that of the Howard Johnson. A vacant parcel lies immediately north of the Hampton Inn, and a service road providing access to Commack Road from the Long Island Expressway is located to the south. This service road does not provide direct access to the property, and thus guests must enter from Commack Road.

The Hampton Inn is not equipped with food and beverage outlets (although guests are provided with a complimentary continental breakfast buffet). Meeting facilities consist of one small room which can accommodate approximately 35 people. Guestrooms are attractively appointed, and offer all of the amenities typically required by commercial travelers.

The hotel opened in 1989 and is owned by V.I.A. Properties Associates Limited Partnership. The property benefits from its Hampton Inn affiliation, which has enabled it to sustain strong occupancy and average rate levels. As of year-end 1996, we estimate the Hampton Inn's market mix at 70% commercial, 10% meeting and groups, and 20% leisure.

HVS International, Mineola, New York        Lodging Market Supply and Demand  61
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Hampton Inn- Islandia

The Hampton Inn - Islandia is located approximately four and one-half miles east of the subject property, at the intersection formed by Veterans Memorial Highway and the south service road of the Long Island Expressway. This location provides convenient access to local demand generators, and is comparable to that of the subject property. Like the Howard Johnson, the Hampton Inn cannot be seen from the Long Island Expressway.

This 121-room hotel opened in July of 1988, and was originally owned by Concord Hotels and operated by Lane Hotels. In July of 1994, the property was purchased by Innkeepers USA Limited Partnership; JF Hotel Management is the current operator. Like the Hampton Inn - Commack, this hotel benefits its strong chain affiliation.

Like the other primary competitors, the Hampton Inn is not equipped with food and beverage outlets (although guests are provided with a complimentary continental breakfast buffet). Meeting facilities consist of one small room that is the size of a typical guest unit. Guestrooms are attractively appointed, and offer all of the amenities typically required by commercial travelers. We estimate that approximately 70% of this hotel's demand is generated by the commercial segment, 10% by meetings and groups, and 20% by leisure travelers.

Secondary Competitors

As noted earlier, two hotels are considered secondarily competitive with the subject property; both are first-class, full-service facilities. Although the secondary competitors have a strong commercial orientation, differences in their locations, facilities, amenities, and rate structures prevent them from posing direct competition to the Howard Johnson. The following table outlines the pertinent operating statistics of these hotels.

HVS International, Mineola, New York        Lodging Market Supply and Demand  62
                                            Analysis
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================================================================================
Table 6-5  Secondary Competitors
--------------------------------------------------------------------------------

                                                                                    Estimated 1996
                                                                                  Market Segmentation            Estimated 1994
                                                                             ----------------------------   ------------------------
                                                                 Weighted
                               Year     No. of       Percent      No. of               Mtg. &                       Average
Property                      Opened    Rooms      Competitive     Rooms     Comm.     Group     Leisure     Occ.    Rate     RevPAR
------------------------------------------------------------------------------------------------------------------------------------
Sheraton Long Island           1981      212            50%         106       62%       23%         15%      68%    $82.00    $55.76
Holiday Inn Ronkonkoma         1974      287            25           72       65        20          15       71      68.33     48.79
------------------------------------------------------------------------------------------------------------------------------------
Totals and Averages                                                 178       63%       22%         15%      69%    $76.32    $52.66


                               Estimated 1995                Estimated 1996
                          -----------------------      -------------------------
                                 Average                       Average
Property                  Occ.    Rate     RevPAR      Occ.      Rate     RevPAR
--------------------------------------------------------------------------------
Sheraton Long Island       70%   $87.00    $60.90       71%     $91.00    $64.61
Holiday Inn Ronkonkoma     71     73.33     52.06       74       76.15     56.50
--------------------------------------------------------------------------------
Totals and Averages        70%   $81.44    $57.00       72%     $84.85    $61.09
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

HVS International, Mineola, New York        Lodging Market Supply and Demand  63
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We estimate the year-end 1996 weighted occupancy of the secondary competitors at approximately 72%, which is slightly lower than the overall marketwide average of 72.6%. The estimated 1996 average rate of these two properties is $84.85, which is higher than the marketwide average of $80.87.

The 211-room Sheraton Smithtown is located roughly one mile east of the Howard Johnson on Vanderbilt Motor Parkway. This full-service hotel offers amenities far more extensive than those available at the subject property, which is reflected in its higher rate structure. The Sheraton opened in 1981, and was originally owned by Folklane Hotel Associates of Ronkonkoma and operated by Inn America Corporation. As a result of financial difficulties and a sizable debt burden, the Mutual Insurance Company of New York (which holds a mortgage on the property) foreclosed in December of 1990. The court later appointed Stephen W. Brener Associates, Inc., a Manhattan-based hotel consulting firm, as the receiver during the foreclosure proceedings. Mutual Insurance subsequently obtained ownership of the property, which is now operated by HEI Hotels, Inc.

A significant amount of airline crew business is accommodated by the Holiday Inn
- MacArthur Airport, which is located approximately five and one-half miles southeast of the subject property. This 287-room hotel was sold in September of 1993, and an extensive renovation was completed shortly thereafter. Current management representatives indicate that they are trying to limit airline business, which places downward pressure on the hotel's average rate. Because demand has increased during the past two years, there are indications that this low-rated patronage is no longer necessary, and recent marketing efforts have been concentrated on commercial travelers. The Holiday Inn is currently owned by Jack Parker, a New York developer, and operates under a franchise agreement with Holiday Inns. The Holiday Inn is scheduled to undergo renovations in 1997, including the addition of an indoor swimming pool.

Proposed Competitors

It is important to consider any new hotels that may have an impact on the subject property's operating performance. Based on our fieldwork in the market and our discussions with local hotel operators, developers, and government officials, we have not identified any properties that are proposed or under development in the Commack area. The market only recently surpassed the 70% occupancy mark, and (absent singular events such as the TWA crash) has not demonstrated a strong growth trend in the past several years. Moreover, although the local economy is recovering from the recent recession, forecasts anticipate only moderate growth in the near term.

HVS International, Mineola, New York        Lodging Market Supply and Demand  64
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Accordingly, we believe it is unlikely that a new hotel will be developed in this market in the near future.

Conclusion

We estimate that the overall occupancy of the primary and secondary competitors rose from 72.3% in 1995 to 72.6% in 1996, and this gain was accompanied by an average rate increase from $74.85 to $80.87 in 1996. A majority of the area's lodging demand is generated by commercial travelers, who constitute roughly 66% of the total occupancy. All of the competitive hotels derive at least 60% of their demand from commercial guests. Leisure travelers contribute roughly 20% of the total, and the meeting and group segment generates the remaining 14%. Overall, the market has exhibited minimal growth during the next several years, and no new development is anticipated in the near future.

HVS International, Mineola, New York            Projection of Occupancy and   65
                                                Average Rate
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================================================================================
7.    Projection of Occupancy and Average Rate

Historical Operating Performance

The following table sets forth the subject property's historical occupancy, average rate, and RevPAR. For the purpose of comparison, we have also presented corresponding data (as provided by Smith Travel Research) for the competitive hotels described in the previous section. In addition to the annual percent change calculations, we have determined the subject property's occupancy, average rate, and RevPAR penetration factors. We note that we were unable to obtain data for the subject property prior to calendar year 1994.

HVS International, Mineola, New York            Projection of Occupancy and   66
                                                Average Rate
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================================================================================
Table 7-1  Historical Trends
--------------------------------------------------------------------------------

                                                            Year-to-Date August
                                                           ---------------------
                                      1994       1995        1995         1996
--------------------------------------------------------------------------------
Subject Property

Occupancy                             55.1 %     58.1 %      56.9 %       59.1 %
Percent Change                         ---        5.4 %       ---          3.9 %
Occupancy Penetration                 78.2 %     81.6 %      80.2 %       81.6 %

Average Rate                        $56.38     $61.34      $60.92       $64.93
Percent Change                         ---        8.8 %       ---          6.6 %
Average Rate Penetration              77.8 %     80.2 %      79.9 %       81.0 %

RevPAR                              $31.08     $35.64      $34.64       $38.35
Percent Change                         ---       14.7 %       ---         10.7 %
RevPAR Penetration                    60.8 %     65.5 %      64.1 %       66.0 %

Areawide (STR)

Occupancy                             70.5 %     71.2 %      70.9 %       72.4 %
Percent Change                         8.1 %      1.0 %       ---          2.1 %

Average Rate                        $72.46     $76.46      $76.20       $80.20
Percent Change                         6.4 %      5.5 %       ---          5.2 %

RevPAR                              $51.08     $54.44      $54.03       $58.06
Percent Change                        15.0 %      6.6 %       ---          7.5 %

--------------------------------------------------------------------------------

The preceding table shows that the subject property achieving occupancy and average rate levels lower than the marketwide averages since 1994. Consequently, its historical RevPAR was also far below that of the market as a whole. The hotel's penetration factors are equally poor.

As noted earlier in this report, we believe that the hotel's weak performance is largely the result of its Howard Johnson affiliation, which tends to be more accepted among leisure travelers than commercial guests. Both of the property's primary competitors maintain a Hampton Inn affiliation, and this franchise benefits from a loyal following in the commercial segment of the market. Because most of the lodging demand in the Commack area is commercial in nature, this is considered a significant drawback.

HVS International, Mineola, New York            Projection of Occupancy and   67
                                                Average Rate
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A hotel's occupancy should also be evaluated on a monthly basis to identify seasonality trends. The following table sets forth the subject property's monthly occupancy from 1994 through August of 1996.

================================================================================
Table 7-2  Subject Property's Monthly Occupancy History
--------------------------------------------------------------------------------

                       1994               1995                      1996
                    ---------    ---------------------     ---------------------
                                               Percent                   Percent
                    Occupancy    Occupancy     Change      Occupancy     Change
--------------------------------------------------------------------------------
January                47.8 %       35.5 %     (25.7) %      38.6 %       8.6 %
February               45.8         39.4       (14.0)        47.0        19.2
March                  48.6         41.8       (14.0)        50.9        21.8
April                  51.4         48.5        (5.6)        58.3        20.2
May                    69.7         56.6       (18.8)        51.7        (8.6)
June                   69.5         83.7        20.4         66.1       (21.0)
July                   65.6         70.5         7.5         76.4         8.3
August                 70.8         77.8         9.9         82.6         6.1
September              57.7         61.1         5.9          ---         ---
October                44.6         72.1        61.7          ---         ---
November               43.2         55.4        28.2          ---         ---
December               45.8         53.5        16.8          ---         ---
--------------------------------------------------------------------------------
Annual                 55.1 %       58.1 %       5.4 %        ---         ---

--------------------------------------------------------------------------------

As illustrated above, the subject property's peak season is in the spring and summer, from May through the end of September, when occupancies reach the upper 60% and lower 70% range. The higher occupancy levels recorded in July and August of 1996 were a result of the demand generated by government officials and the media in the wake of the TWA plane crash. As noted earlier in this report, occupancy levels have increased slightly as a result of a more favorable economic climate throughout the region. Occupancy falls off considerably during the winter, when there is a reduction in commercial and leisure business.

Premise of the Projections

To a certain degree, occupancy and rate attainment can be manipulated by management. For example, hotel operators may choose to lower rates in an effort to maximize occupancy. Our forecasts reflect an operating strategy that we believe would be implemented by competent hotel management to achieve an optimal mix of occupancy and average rate.

HVS International, Mineola, New York            Projection of Occupancy and   68
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Projected Room Night Demand

Lodging demand and occupancy can be projected through a process known as room night analysis. A room night is a unit of hotel demand that equals one room that is occupied for one night. After estimating the number of room nights a hotel can be expected to attract during a 12-month period, we can determine occupancy by dividing the number of room nights of demand captured by the number of room nights available (calculated as the room count x 365). The total annual number of room nights occupied in the competitive hotels equates to the market's accommodated room night demand, as shown in the following table.

================================================================================
Table 7-3  Estimated Year-End 1996 Accommodated Room Night Demand
--------------------------------------------------------------------------------

                               Marketwide                  Subject Property
                     ---------------------------      --------------------------
                     Accommodated       Percent       Accommodated      Percent
Market Segment          Demand          of Total         Demand         of Total
--------------------------------------------------------------------------------
Commercial               97,000              66 %         14,000            61 %
Meeting and Group        20,000              14            2,000             9
Leisure                  29,000              20            7,000            30
--------------------------------------------------------------------------------
Total                   146,000             100 %         23,000           100 %

--------------------------------------------------------------------------------

Latent Demand

The previous table illustrates the accommodated room night demand in the subject property's competitive market. Because this estimate is based on occupancies, it includes only those hotel rooms that were used by guests. Latent demand considers guests who could not be accommodated by the existing competitive supply, and can be divided into unaccommodated demand and induced demand. Based on our market analysis, interviews with local hotel operators, and the area's overall occupancy levels, we consider it unlikely that there is any significant amount of latent demand in the subject property's market.

Total Usable Room Night Demand

Total usable room night demand is estimated by combining accommodated demand and usable latent demand. Usable latent demand is that portion of latent demand that can be absorbed based on the number of existing and proposed hotel rooms in the market. As noted above, our analysis does not consider any latent demand. The following table outlines the projected annual change in accommodated room night demand in the subject property's competitive market.

HVS International, Mineola, New York            Projection of Occupancy and   69
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Table 7-4  Total Usable Room Night Demand
--------------------------------------------------------------------------------

                         Historical     1997       1998       1999       2000
--------------------------------------------------------------------------------
Commercial
Growth Rate                 ---           2.0 %      2.0 %      1.0 %      1.0 %
Accommodated Demand        96,852      98,789    100,765    101,773    102,791

Meeting and Group
Growth Rate                 ---           1.0 %      1.0 %      0.5 %      0.5 %
Accommodated Demand        20,132      20,333     20,536     20,639     20,742

Leisure
Growth Rate                 ---           1.0 %      1.0 %      1.0 %      1.0 %
Accommodated Demand        29,195      29,487     29,782     30,080     30,381

Totals
Commercial                 96,852      98,789    100,765    101,773    102,791
Meeting and Group          20,132      20,333     20,536     20,639     20,742
Leisure                    29,195      29,487     29,782     30,080     30,381
--------------------------------------------------------------------------------
TOTAL DEMAND              146,179     148,609    151,083    152,492    153,914

Overall Annual Growth       ---           1.7 %      1.7 %      0.9 %      0.9 %
--------------------------------------------------------------------------------

Guestroom Supply

In 1996, the competitive properties provided a weighted total of 552 guestrooms. Based on our market analysis and interviews with area general managers and government officials, we did not identify any proposed lodging properties that are likely to enter the market in the near future. The following table shows the projected competitive supply of available rooms and available room nights. To calculate the annual number of available room nights, the number of available rooms is multiplied by 365.

HVS International, Mineola, New York            Projection of Occupancy and   70
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Table 7-5  Available Rooms and Room Nights
--------------------------------------------------------------------------------

                           Total                                   Overall
                         Room Night           Room Nights        Competitive
   Year                    Demand              Available          Occupancy
--------------------------------------------------------------------------------
Historical                146,179               201,389               73 %
   1997                   148,609               201,389               74
   1998                   151,083               201,389               75
   1999                   152,492               201,389               76
   2000                   153,914               201,389               76

--------------------------------------------------------------------------------

Overall Competitive Occupancy

As a result of the projected growth in demand, the overall competitive occupancy is expected to increase moderately, from 73% in 1996 to 76% in the year 2000.

Competitive Index Analysis

Competitive indexes are used to analyze the relative market position of each property on the basis of a particular demand segment. The index represents the number of times each year that one room is occupied by one type of traveler (e.g., commercial, meeting and group, or leisure), or the number of room nights actually accommodated per year, per room, per market segment. For example, if a hotel has a commercial competitive index of 190, each room in the property is occupied 190 times a year by a commercial traveler. The competitive index is calculated by dividing a hotel's annual accommodated room night demand in a particular market segment by that property's room count. Competitive indexes will be used to illustrate each property's position in the market based on its ability to compete with other local lodging facilities.

Commercial Segment

We estimate that the year-end 1996 commercial segment competitive indexes in the subject property's market range from 210 to 127. The Hampton Inn - Commack is the most competitive property in this segment, followed by the Hampton Inn - Islandia (with an estimated index of 192). In the aggregate, the secondary competitors maintain an index of 167. The subject property is the least competitive hotel in the commercial segment, with an estimated year-end 1996 index of 127. Because none of the competitive hotels are scheduled to undergo extensive renovation or expansion, we anticipate no changes in the historical competitive indexes in the commercial market segment. The following table summarizes the projected commercial segment competitive indexes of the area's hotels.

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Table 7-6  Commercial Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                    Historical     1997       1998       1999       2000
--------------------------------------------------------------------------------
Subject Properrty              127          127        127        127        127
Hampton Inn - Commack          210          210        210        210        210
Hampton Inn - Islandia         192          192        192        192        192
Secondary Competitors          167          167        167        167        167

--------------------------------------------------------------------------------

Meeting and Group Segment

As a result of their full-service orientation and relatively large inventory of function space, the secondary competitors maintain the highest index in the meeting and group segment. Because the subject property offers only 800 square feet of function space, its participation in this segment is inherently limited, and our conversations with management representatives indicate that the hotel does, in fact, derive little occupancy from this type of demand. We assume that the Howard Johnson's estimated year-end 1996 meeting and group competitive index of 21 represents a stabilized level. Again, because no significant changes are anticipated at the other competitors, their indexes are also assumed to remain at historical levels. The following table illustrates the competitive indexes in the meeting and group segment.

================================================================================
Table 7-7  Meeting and Group Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                    Historical     1997       1998       1999       2000
--------------------------------------------------------------------------------
Subject Properrty               21           21         21         21         21
Hampton Inn - Commack           30           30         30         30         30
Hampton Inn - Islandia          27           27         27         27         27
Secondary Competitors           57           57         57         57         57

--------------------------------------------------------------------------------

Leisure Segment

The subject property is the most competitive hotel in the leisure market, with an estimated year-end 1996 index of 63. The Hampton Inn - Commack follows (at
60), and the Hampton Inn - Islandia maintains an index of 55. In large part, the Howard Johnson's strong presence in the leisure segment reflects its limited participation in the commercial and meeting and group segment. As noted earlier, the Howard Johnson name has more appeal among leisure travelers than among commercial guests. We assume no changes in the competitive indexes of the local hotels during the

HVS International, Mineola, New York            Projection of Occupancy and   72
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projection period. The following table illustrates the competitive indexes in the leisure segment.

================================================================================
Table 7-8  Leisure Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                    Historical     1997       1998       1999       2000
--------------------------------------------------------------------------------
Subject Properrty               63           63         63         63         63
Hampton Inn - Commack           60           60         60         60         60
Hampton Inn - Islandia          55           55         55         55         55
Secondary Competitors           40           40         40         40         40

--------------------------------------------------------------------------------

Subject Property's Room Night Capture and Occupancy

After the competitive index is calculated, it is adjusted to reflect the property's room count, yielding a figure referred to as the market share adjuster. The market share adjuster of each property is then divided by the total market share adjuster for all of the competitors, resulting in each hotel's market share. By multiplying the projected market share by the area's usable room night demand, we can determine the total number of room nights captured by a specific hotel. Occupancy is then calculated by dividing the projected number of room nights captured by the property's total number of available room nights. Multiplying the subject property's projected market share by the estimated room night demand in each segment results in the following estimate of room nights captured by the hotel.

HVS International, Mineola, New York            Projection of Occupancy and   73
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Table 7-9  Room Nights Captured by the Subject Property
--------------------------------------------------------------------------------

                                        1997        1998        1999        2000
--------------------------------------------------------------------------------
Commercial
Demand                                98,789     100,765     101,773     102,791
Market Share                          0.1427      0.1427      0.1427      0.1427
--------------------------------------------------------------------------------
Capture                               14,098      14,380      14,524      14,670

Meeting and Group
Demand                                20,333      20,536      20,639      20,742
Market Share                          0.1144      0.1144      0.1144      0.1144
--------------------------------------------------------------------------------
Capture                                2,326       2,349       2,361       2,373

Leisure
Demand                                29,487      29,782      30,080      30,381
Market Share                          0.2346      0.2346      0.2346      0.2346
--------------------------------------------------------------------------------
Capture                                6,917       6,987       7,057       7,127

Total Capture                         23,341      23,716      23,942      24,170

--------------------------------------------------------------------------------

Dividing the total number of room nights captured by the subject property's number of available room nights per year (calculated as 109 x 365) produces the projected occupancy percentage.

================================================================================
Table 7-10  Calculation of the Subject Property's Projected Occupancy
--------------------------------------------------------------------------------

                                       1997        1998       1999       2000
                                     -------------------------------------------
Room Nights Captured                  23,341      23,716     23,942     24,170
Available Room Nights                 39,785      39,785     39,785     39,785
Occupancy                              58.67 %     59.61 %    60.18 %    60.75 %
Rounded                                   59 %        60 %       60 %       61 %

--------------------------------------------------------------------------------

For the purpose of forecasting income and expense, we will use the following occupancy levels.

HVS International, Mineola, New York            Projection of Occupancy and   74
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Table 7-11  Occupancy Forecast
--------------------------------------------------------------------------------

                    Year                   Occupancy
                ------------------------------------
                    1997                      59%
                 Stabilized                   60
--------------------------------------------------------------------------------

Although the preceding room night analysis shows the subject property achieving a 61% occupancy in the year 2000, we have chosen to use a stabilized level of 60%. The stabilized occupancy is intended to reflect the anticipated results of the property over its remaining economic life, given any and all changes in the life cycle of the hotel. Thus, the stabilized occupancy excludes from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusually high or low occupancies. Although the subject property may operate at occupancies above this stabilized level, we believe it equally possible for new competition and temporary economic downturns to force the occupancy below this selected point of stability.

AVERAGE RATE ANALYSIS

One of the most important considerations in estimating the value of a lodging facility is a supportable forecast of its attainable average rate, which is more formally defined as the average rate per occupied room. Average rate can be calculated by dividing the total rooms revenue achieved during a specified period by the number of rooms sold during the same period. The projected average rate and the anticipated occupancy percentage are used to forecast rooms revenue, which in turn provides the basis for estimating most other income and expense categories.

Average Rate by Month

The following table shows the subject property's monthly occupancy and average rate from 1994 through August of 1996.

HVS International, Mineola, New York            Projection of Occupancy and   75
                                                Average Rate
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================================================================================
Table 7-12  Subject Property's Occupancy and Average Rate by Month
--------------------------------------------------------------------------------

                         1994                           1995                                       1996
                  ------------------  ---------------------------------------   ---------------------------------------
                             Average              Percent   Average   Percent               Percent    Average  Percent
                  Occupancy   Rate    Occupancy   Change     Rate     Change    Occupancy   Change      Rate    Change
-----------------------------------------------------------------------------------------------------------------------
January             47.8%    $56.43     35.5%     (25.7)%   $56.74      0.5%      38.6%       8.6%    $58.86      3.7%
February            45.8      56.54     39.4      (14.0)     57.40      1.5       47.0       19.2      59.76      4.1
March               48.6      56.24     41.8      (14.0)     61.04      8.5       50.9       21.8      59.28     (2.9)
April               51.4      55.65     48.5       (5.6)     61.14      9.9       58.3       20.2      62.41      2.1
May                 69.7      53.81     56.6      (18.8)     61.86     15.0       51.7       (8.6)     68.32     10.4
June                69.5      53.83     83.7       20.4      62.30     15.7       66.1      (21.0)     67.25      7.9
July                65.6      55.50     70.5        7.5      61.36     10.6       76.4        8.3      70.44     14.8
August              70.8      57.69     77.8        9.9      61.73      7.0       82.6        6.1      66.61      7.9
September           57.7      57.82     61.1        5.9      66.12     14.4       --         --         --       --
October             44.6      59.10     72.1       61.7      63.92      8.2       --         --         --       --
November            43.2      58.55     55.4       28.2      58.37     (0.3)      --         --         --       --
December            45.8      57.70     53.5       16.8      59.07      2.4       --         --         --       --
-----------------------------------------------------------------------------------------------------------------------
Weighted Average    55.1%    $56.38     58.1%       5.4%    $61.34      8.8%      --         --         --       --

--------------------------------------------------------------------------------

The previous table underscores the correlation between a hotel's occupancy and its average rate: as occupancy increases, rates tend to follow. On a monthly basis, the subject property's average rate fluctuates. In general, the Howard Johnson registered the highest average rates in May, June, July, August, September, and October, when commercial travel is augmented by leisure demand. In July of 1996, the hotel's monthly average rate topped $70 for the first time since 1994. With the exception of declines in November of 1995 and March of 1996, the Howard Johnson has maintained consistent rate growth; occupancy gains have been less favorable.

Competitive Positioning

The Howard Johnson's average rate will be projected using a competitive positioning method. This technique begins with an analysis of the average rates achieved by the subject property and its competitors. These rates establish a range that reflects certain characteristics of the specific market, such as price sensitivity, demand orientation, and occupancy. The subject property's average rate is then compared to those of the hotels to which it is most similar in terms of size, quality, facilities, amenities, market orientation, location, management, image, and affiliation. Adjustments are made to reflect any relevant differences.

Although the average rate analysis presented here follows the occupancy projections, these two statistics are highly correlated; in reality, one can not

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project occupancy without making specific assumptions regarding average rate. This relationship is best illustrated by rooms revenue per available room (RevPAR), which reflects a property's ability to maximize rooms revenue. The following table summarizes the estimated year-end 1996 average rate and RevPAR of the subject property and its primary competitors.

================================================================================
Table 7-13  Estimated Year-End Average Rate and RevPAR
--------------------------------------------------------------------------------

      Property                              Average Rate               RevPAR
      -----------------------------------------------------------------------
      Subject Properrty                        $65.00                  $37.65
      Hampton Inn - Commack                     88.00                   72.16
      Hampton Inn - Islandia                    77.00                   57.75
      -----------------------------------------------------------------------
      Average                                  $78.99                  $57.44
--------------------------------------------------------------------------------

As the preceding table indicates, the estimated year-end 1996 average rate of the Hampton Inn - Commack is the highest in the market, at $88. The Hampton Inn
- Islandia follows at $77. The subject property's estimated year-end 1996 average rate of $65 is the lowest in the market. This competitive positioning is reasonable given that the two Hampton Inns are relatively new properties that are oriented toward commercial travelers; the Commack property maintains the highest rate because it benefits from a number of negotiated contracts with local businesses. Because the Howard Johnson is the primary competitor situated closest to the Hauppauge Industrial Park, we believe that it should capture more high-rated commercial business than it does at present. As noted earlier, the Howard Johnson affiliation is considered a major disadvantage in attracting this type of demand.

Average Rate Increases

It is important to note that hotel room rate increases do not necessarily conform to the underlying monetary inflation rate, because lodging facilities are influenced by market conditions such as the relationship between supply and demand. A hotel's ability to raise room rates is affected by a number of factors, including the following.

o Supply and Demand Relationships - The relationship between supply and demand is one of the factors that determine hotel occupancies and average rates. Strong markets where lodging demand is increasing faster than supply are often characterized by rate growth that exceeds

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      inflation. Markets that are overbuilt or suffering from declining demand are unlikely to exhibit any significant increases in average rates.

o Inflationary Pressures - Price increases caused by inflation affect hotel room rates by eroding profit margins and encouraging operators to raise prices. This strategy is effective only in markets that are characterized by a healthy supply and demand relationship.

o Improving the Competitive Standard - When a new lodging facility enters a mature market, its rates may be set higher than the marketwide average in an effort to justify the development costs. This may allow other competitors to achieve corresponding gains by effectively raising the amount the market will bear. However, if the addition to supply has a severe impact on the occupancy levels of other hotels, price competition may ensue.

o Property-Specific Improvements - Changes that make a hotel more or less attractive to guests can have an impact on average rate. An expansion, renovation, upgrading, or the introduction of additional facilities and amenities may enable greater-than-inflationary room rate increases. Likewise, deferred maintenance may make a property less competitive, engendering a decline in room rates.

In determining average rate projections, changes that occur prior to occupancy stabilization are generally attributable to factors that are specific to the property and the market. After a hotel achieves a stabilized occupancy, room rates are generally expected to continue to increase at the underlying inflation rate throughout the remainder of the projection period.

Statistics provided by Smith Travel Research indicate that the market maintained strong average rate gains of 6.4% in 1994 and 5.5% in 1995. Estimates indicate a further marketwide increase of 5.2% from 1995 to 1996, and the subject property is estimated to have achieved a 6.6% rate increase in 1996. Based on these considerations, the following table shows our projection of average rate increases.

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Table 7-14  Average Rate Forecast
--------------------------------------------------------------------------------

                                Marketwide                Subject Property
                         ----------------------      ---------------------------
                                         Rate          Rate
       Year              Occupancy     Increase      Increase      Average Rate
--------------------------------------------------------------------------------
 Positioned Base            ---           ---           ---           $65.00
      1997                   74 %      5% to 6%         4.0 %          67.61
   Stabilized                75         4 to 5          3.5            69.97

--------------------------------------------------------------------------------

To derive a forecast of average rate for the subject property, we have recognized the strong level of growth in the market. We forecast the Howard Johnson's average rate to increase by 4.0% in 1997, followed by increases of 3.5% annually (in tandem with the assumed underlying inflation rate). The following table outlines our project of occupancy and average rate for the Howard Johnson through the stabilized year.

================================================================================
Table 7-15  Forecast of Occupancy and Average Rate
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            Year                   Occupancy           Average Rate
        -----------------------------------------------------------
            1997                      59%                $67.61
         Stabilized                   60                  69.97

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8.    Highest and Best Use

The concept of highest and best use recognized by the Appraisal Institute distinguishes between the highest and best use of the land (as though vacant) and that of the property (as improved). Highest and best use is defined as:

      The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

The concept of highest and best use is the premise upon which value is based, and is a product of competitive forces in the marketplace. The principle of balance holds that real property value is created and sustained when contrasting, opposing, or interacting elements are in a state of equilibrium. This principle applies to relationships among various property components as well as the relationship between the costs of production and the property's productivity. The point of economic balance is achieved when the combination of land and building is optimal (i.e., when no marginal benefit or utility is achieved by adding another unit of capital). The law of increasing returns holds that larger amounts of the agents of production produce greater net income up to a certain point, after which the law of diminishing returns is applied.(2)

It is important to recognize that the highest and best use of the land (as though vacant) may differ from the highest and best use of the property (as improved). This may occur when a site has existing improvements and the highest and best use of the land differs from the current use. Nonetheless, the current property use will continue until the value of the land under its highest and best use exceeds the value of the property in its current use, plus the cost to remove the existing improvements.


(1) The Appraisal of Real Estate - Tenth Edition, Appraisal Institute, Chicago, IL, 1992, p. 45.

(2)   Ibid., p. 40.

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In consideration of the factors influencing development in the immediate area, it is the appraisers' opinion that the highest and best use of the subject site, as vacant, would be for the development of a lodging facility. Based on the fact that the value of the land does not exceed the value of the hotel plus the cost of demolition, it is our further opinion that the subject property's highest and best use, as improved, is its current use as a lodging facility.

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================================================================================
9.    Approaches to Value

In appraising real estate for market value, the appraiser has three approaches from which to select: the income capitalization, sales comparison, and cost approaches. Although all three valuation procedures are given consideration, the inherent strengths of each approach and the nature of the subject property must be evaluated to determine which will provide supportable estimates of market value. The appraiser is then free to select one or more of the appropriate approaches in arriving at a final value estimate.

The Income Capitalization Approach

The income capitalization approach takes a property's projected net income before debt service and allocates this future benefit to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component is calculated. The total of the mortgage component and the equity component equals the value of the property. This approach is often selected as the preferred valuation method for income- producing properties, because it most closely reflects the investment rationale of knowledgeable buyers.

The Sales Comparison Approach

The sales comparison approach estimates the value of a property by comparing it to similar properties that have been sold on the open market. To obtain a supportable estimate of value, the sales price of a comparable property must be adjusted to reflect any dissimilarities between it and the property being appraised.

The sales comparison approach may provide a useful value estimate in the case of simple forms of real estate, such as vacant land and single-family homes, where the properties are homogeneous and the adjustments are few and relatively simple to compute. In the case of complex investments such as shopping centers, office buildings, restaurants, and lodging facilities, where the adjustments are numerous and more difficult to quantify, the sales comparison approach loses much of its reliability.

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Hotel investors typically do not employ the sales comparison approach in reaching their final purchase decisions. Factors such as the lack of recent sales data, the numerous insupportable adjustments that are necessary, and the general inability to determine the true financial terms and human motivations of comparable transactions often make the results of this technique questionable. Although the sales comparison approach may provide a range of values that supports the final estimate, reliance on this method beyond the establishment of broad parameters is rarely justified by the quality of the sales data.

The market-derived capitalization rates sometimes used by appraisers are susceptible to the same shortcomings inherent in the sales comparison approach. To substantially reduce the reliability of the income capitalization approach by employing capitalization rates obtained from unsupported market data weakens the final value estimate and ignores the typical investment analysis procedures employed by hotel purchasers. Because appraisers are obligated to mirror the actions of the marketplace, we generally give the sales comparison approach minimal weight in the hotel appraisal process beyond bracketing the final estimate.(1)

The Cost Approach

The cost approach estimates market value by computing the current cost to replace the property and subtracting any depreciation resulting from physical deterioration, functional obsolescence, and external (or economic) obsolescence. The value of the land, as if vacant and available, is then added to the depreciated value of the improvements to produce a total value estimate.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements grow older and begin to deteriorate, the resultant loss in value becomes increasingly difficult to quantify accurately. We find that knowledgeable hotel buyers base their purchase decisions on economic factors such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, this approach is given minimal weight in the hotel valuation process. As noted in Hotels and Motels: A Guide to Market


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 209.

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Analysis, Investment Analysis, and Valuations, "the cost approach is seldom used to value existing hotels and motels."(1)

Reconciliation

The final step in the valuation process is the reconciliation and correlation of the value indications. Factors that are considered in assessing the reliability of each approach include the purpose of the appraisal, the nature of the subject property, and the reliability of the data used. In reconciliation, the applicability and supportability of each approach is considered and the range of value indications is examined. The most significant weight is given to the approach that produces the most reliable solution and most closely reflects the criteria used by typical investors.

Our nationwide experience with numerous hostelry buyers and sellers indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the investors who constitute the marketplace. For this reason, the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in the hotel valuation process.


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 208.

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================================================================================
10.   Income Capitalization Approach

The income capitalization approach is based on the principle that the value of a property is indicated by its net return, or what is known as the present worth of future benefits. The future benefits of income-producing properties, such as hotels, are net income before debt service and depreciation (as estimated by a forecast of income and expense) and any anticipated reversionary proceeds from a sale. These future benefits can be converted into an indication of market value through a capitalization process and discounted cash flow analysis. Using the income capitalization approach, the subject property has been valued by analyzing the local market for transient accommodations, examining existing and proposed competition, and developing a forecast of income and expense that reflects current and anticipated income trends and cost components through a stabilized year of operation.

The forecast of income and expense is expressed in current dollars for each year. The stabilized year is intended to reflect the anticipated operating results of the property over its remaining economic life, given any or all applicable stages of build-up, plateau, and decline in the life cycle of the hotel. Thus, income and expense estimates from the stabilized year forward exclude from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusual revenues or expenses.

As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, published by the Appraisal Institute, "of the three valuation approaches available to the appraiser, the income capitalization approach generally provides the most persuasive and supportable conclusions when valuing a lodging facility."(1) This text recommends that using a ten-year forecast and an equity yield rate "most accurately reflects the actions of typical hotel buyers, who purchase properties based


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

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on their leveraged discounted cash flow."(1) The simpler procedure of using a ten-year forecast and a discount rate is "less reliable because the derivation of the discount rate has little support. Moreover, it is difficult to adjust the discount rate for changes in the cost of capital."(2)

We have used both methods to discount the subject property's projected net income into an estimate of value. Method One is a ten-year discounted cash flow analysis in which the cash flow to equity and the equity reversion are discounted to the present value at the equity yield rate, and the income to the mortgagee is discounted at a mortgage interest rate. The sum of the equity and mortgage values is the total property value. Method Two is a simple ten-year discounted cash flow analysis in which the annual net income before debt service and the reversionary proceeds following a sale at the end of the tenth year are discounted back to the date of the appraisal at an overall discount rate, and then totaled to produce an indication of the present worth of future benefits.

To convert the projected income stream into an estimate of value through Method One, the anticipated net income (before debt service and depreciation) is allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. The total of the mortgage component and the equity component equals the value of the property. The process is described as follows.

1. The terms of typical hotel financing are set forth, including interest rate, amortization term, and loan-to-value ratio.

2. An equity yield rate of return is established. Numerous hotel buyers base their equity investments on a ten-year equity yield rate projection that takes into account ownership benefits such as periodic cash flow distributions, residual sale or refinancing distributions that return any property appreciation and mortgage amortization, income tax benefits, and various non-financial considerations such as status and prestige. The equity yield rate is also known as the internal rate of return on equity.


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236

(2)   Ibid.

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3. The value of the equity component is calculated by first deducting the annual debt service from the projected net income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value. After deducting the mortgage balance at the end of the tenth year and the typical brokerage and legal costs, the equity residual is discounted back to the date of value at the equity yield rate. The net income to equity for each of the ten projection years is also discounted to the present value. The sum of these discounted values equates to the value of the equity component. Adding the equity component to the initial mortgage balance yields the overall property value.

4. Because the mortgage and the debt service amounts are unknown but the loan-to-value ratio was determined in Step #1, the preceding calculation can be solved through an iterative process or by use of a linear algebraic equation that computes the total property value. The algebraic equation that solves for the total property value using a ten-year mortgage and equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(1)

5. The value is proven by allocating the total property value between the mortgage and equity components and verifying that the rates of return set forth in Steps #1 and #2 can be met from the projected net income.

The process of converting the projected income stream into an estimate of value through Method Two is described as follows.

1. A discount rate is established by evaluating the total property yield derived by Method One. Occasionally, the discount rate may be adjusted slightly based on the total property yields indicated by recent transactions involving hotels similar to the subject property.

2. The reversionary value is calculated by capitalizing the 11th-year net income by the terminal capitalization rate and deducting typical brokerage and legal fees.


(1) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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3. The ten-year forecast of net income (before debt service and depreciation) and the reversionary value are discounted to the date of value at the rate derived above.

Review of Operating History

Because the Howard Johnson Commack is an existing hotel with an established operating performance, its historical income and expense experience can serve as a basis for projections. The subject property opened in 1971, and achieved occupancy levels of 55.3% in 1994 and 56.9% in 1995. The following income and expense statements were provided by the Ashford Financial Corporation, and are unaudited. Where applicable, we have reorganized the statements in accordance with the Uniform System of Accounts for Hotels.

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================================================================================
Table 10-1  Historical Operating Performance
--------------------------------------------------------------------------------

                                                    1995                                                   1994
                              -----------------------------------------------     --------------------------------------------------
No of Rooms:                     109                                                 109
No of Occupied Rooms          22,630                                              14,411
No of Complimentary Rooms:       479                                                 346
No of Days Open:                 365                                                 245
Occupancy:                     56.9%                Amount per     Amount per       55.3%                  Amount per     Amount per
Average Rate:                 $61.34     Percent     Available      Occupied      $56.67      Percent       Available      Occupied
                              (+000)     of Gross      Room           Room        (+000)      of Gross        Room           Room
------------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                      $1,388       96.2%      $12,736        $61.34         $817         94.7%         $7,492        $56.67
   Telephone                      34        2.3           310          1.49           29          3.4             270          2.04
   Other Income                   21        1.5           193         12.80           17          1.9             152          1.15
      Total                    1,443      100.0        13,238         63.76          863        100.0           7,915         59.86
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
   Rooms                         290       20.9         2,658         12.80          204         24.9           1,868         14.13
   Telephone                      19       54.9           170          0.82           15         52.4             142          1.07
   Other Income                             0.0                        0.00                       0.6               1          0.01
      Total                      308       21.4         2,828         13.62          219         25.4           2,011         15.21
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME            1,135       78.6        10,411         50.14          644         74.6           5,904         44.65
------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General      159       11.0         1,459          7.03           88         10.2             810          6.13
   Management Fee                 43        3.0           397          1.91           26          3.0             239          1.81
   Marketing                     138        9.5         1,263          6.08           26          3.0             241          1.82
   Franchise Fees                 44        3.0           400          1.93           41          4.8             378          2.86
   Property Oper. & Maint.       101        7.0           929          4.47           64          7.4             584          4.42
   Energy                        151       10.4         1,382          6.66          102         11.9             940          7.11
      Total                      636       43.9         5,830         28.08          348         40.3           3,192         24.14
------------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                     499       34.7         4,581         22.06          296         34.3           2,712         20.51
------------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                104        7.2           957          4.61           58          6.7             528          3.99
   Insurance                      37        2.5           335          1.61           24          2.8             221          1.67
   Reserve for Replacement        58        4.0           530          2.55           26          3.0             239          1.81
   Equipment Rental                5        0.4            50          0.24            7          0.9              68          0.51
      Total                      204       14.1         1,872          9.01          115         13.4           1,055          7.98
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                      $295       20.6%       $2,709        $13.05         $181         20.9%         $1,657        $12.53
====================================================================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues

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Table 10-2  Historical Operating Performance
--------------------------------------------------------------------------------

                                            Year-to-Date August, 1995                            Year-to-Date August, 1996
                                  ---------------------------------------------      -----------------------------------------------
No of Rooms:                         109                                                 109
No of Occupied Rooms:             14,705                                              15,260
No of Complimentary Rooms:             0                                                   0
No of Days Open:                     242                                                 243
Occupancy:                         55.7%                Amount per   Amount per        57.6%                Amount per   Amount per
Average Rate:                     $61.05     Percent     Available    Occupied        $65.09      Percent    Available    Occupied
                                  (+000)     of Gross      Room         Room          (+000)     of Gross      Room         Room
------------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                            $898       96.5%      $8,237       $61.05           $993       95.4%      $9,113       $65.09
   Telephone                          22        2.3          198         1.47             32        3.1          298         2.13
   Other Income                       11        1.2          103         0.76             15        1.5          139         0.99
      Total                          931      100.0        8,538        63.29          1,041      100.0        9,549        68.21
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
   Rooms                             182       20.3        1,670        12.38            199       20.0        1,826        13.04
   Telephone                          12       54.1          107         0.79             16       50.6          151         1.08
   Other Income                                 0.0                      0.00                       0.0                      0.00
      Total                          194       20.8        1,777        13.17            215       20.7        1,977        14.12
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME                  737       79.2        6,761        50.11            825       79.3        7,573        54.09
------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General          100       10.8          920         6.82            117       11.2        1,071         7.65
   Management Fee                     28        3.0          256         1.90             31        3.0          286         2.05
   Marketing                          87        9.3          797         5.91             91        8.8          839         5.99
   Franchise Fees                     28        3.0          259         1.92             32        3.1          294         2.10
   Property Oper. & Maint.            67        7.2          612         4.54             74        7.2          683         4.88
   Energy                            110       11.8        1,006         7.45            121       11.6        1,111         7.94
      Total                          420       45.1        3,850        28.53            467       44.9        4,285        30.61
------------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                         317       34.1        2,911        21.58            358       34.4        3,288        23.48
------------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                     64        6.9          585         4.34             60        5.8          550         3.93
   Insurance                          27        2.9          250         1.85             19        1.8          172         1.23
   Reserve for Replacement            37        4.0          342         2.53             41        4.0          380         2.72
   Equipment Rental                    4        0.4           33         0.25              4        0.4           37         0.26
      Total                          132       14.2        1,210         8.97            124       12.0        1,140         8.14
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                          $185       19.9%      $1,701       $12.61           $234       22.4%      $2,148       $15.34
====================================================================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues

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The year-to-date August statements presented on the previous page show an increase in telephone revenues from 1995 to 1996; this is largely attributable to the presence of numerous government officials and media representatives following the crash of TWA Flight 800 off the coast of Long Island; by the nature of their business, these guests made more long-distance calls than would be expected of the hotel's typical clientele. Departmental expenses and operating expenses remained relatively stable. The only fixed expense that showed any significant fluctuation was insurance, which declined from 1995 to 1996 on a year-to-date basis.

Forecast of Income and Expense

The forecast of income and expense is intended to reflect the appraiser's subjective estimate of how a typical buyer would project the subject property's operating results. Depending on the dynamics of the local market, a typical buyer's projection may be adjusted upward or downward. We have attempted to consider these factors in formulating this forecast.

HVS International uses a fixed and variable component model to project a lodging facility's revenue and expense levels. This model is based on the premise that hotel revenues and expenses have one component that is fixed and another that varies directly with occupancy and facility usage. A projection can be made by taking a known level of revenue or expense and calculating its fixed and variable components. The fixed component is then held constant, while the variable component is adjusted for the percent change between the projected occupancy and facility usage and that which produced the known level of revenue or expense.

Base-Year Statement of Income and Expense

Based on our review of the operating histories of the subject property and comparable hotels, we have derived a base-year statement of income and expense expressed in 1995 dollars. The units of comparison include a percentage of departmental and total revenue, amounts per available room, and amounts per occupied room. The income and expense ratios reflect an occupancy level of 56.9%. The base-year profit and loss statement will be used to determine the relationship between the fixed and variable components.

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Table 10-4  Base-Year Statement of Income and Expense
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                                                    1995
                              --------------------------------------------------
No of Rooms:                          109
Occupancy:                          56.9%
Average Rate:                      $61.34               Amount per    Amount per
No of Occupied Rooms:              22,630     Percent    Available     Occupied
                                   (+000)     of Gross     Room          Room
--------------------------------------------------------------------------------
REVENUE
   Rooms                           $1,388       95.8 %    $12,736      $61.34
   Telephone                           40        2.8          371        1.79
   Other Income                        21        1.5          193        0.93
        Total                       1,450      100.0       13,300       64.06
--------------------------------------------------------------------------------
EXPENSES
   Rooms*                             329       23.7        3,018       14.54
   Telephone*                          21       53.0          197        0.95
   Administrative & General           180       12.4        1,649        7.94
   Management Fee                      43        3.0          399        1.92
   Marketing                          124        8.5        1,136        5.47
   Franchise Fees                      53        3.6          484        2.33
   Property Oper. & Maint.            111        7.7        1,022        4.92
   Energy                             151       10.4        1,382        6.66
   Property Taxes                      86        6.0          793        3.82
   Insurance                           33        2.3          300        1.44
   Reserve for Replacement             58        4.0          532        2.56
   Equipment Rental                     5        0.4           50        0.24
        Total                       1,195       82.4       10,963       52.80
--------------------------------------------------------------------------------
NET INCOME                           $255       17.6 %     $2,337      $11.26
================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues

--------------------------------------------------------------------------------

Inflation Assumptions

The base revenue and expense amounts are inflated to reflect current dollars for each projection year. Although line items can be affected by different factors, we must establish a general rate of inflation that will be applied to most revenue and expense categories. The following table shows inflation estimates made by economists at some noted institutions and corporations.

HVS International, Mineola, New York          Income Capitalization Approach  92
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     HVS
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================================================================================
Table 10-5  Inflation Estimates
--------------------------------------------------------------------------------

                                      Projected Increase in Consumer Price Index
                                      (Annualized Rate Versus 12 Months Earlier)
                                      ------------------------------------------
                                                   November        May
Source                                             of 1996       of 1997
--------------------------------------------------------------------------------
Maureen Allyn, Scudder Stevens Clark                  3.1 %         2.3 %
Wayne Angell, Bear Stearns                            3.0           3.2
Richard Berner, Mellon Bank                           2.9           2.8
David Berson, Fannie Mae                              2.9           2.8
David Blitzer, S&P                                    3.0           2.7
Paul Boltz, T. Rowe Price                             3.2           3.5
David Bostian, Herzog, Heine, Geduld                  2.9           2.5
Philip Braverman, DKB Securities                      3.0           2.8
William Brown, J.P. Morgan                            3.3           3.2
Rosanne Cahn, CS First Boston                         3.1           2.6
James Coons, Huntington National Bank                 3.2           3.0
Michael Cosgrove, The Econoclast                      3.2           3.3
Dewey Daane, Vanderbilt University                    3.4           3.6
Robert Dederick, Northern Trust                       3.1           3.4
W.Dudley, Goldman Sachs                               3.4           3.2
Michael Englund, MMS Intl.                            3.2           3.3
Michael Evans, Evans Group                            3.0           3.0
Gail Fosler, Conference Board                         3.5           3.6
Maury Harris, Paine Weber, Inc.                       2.8           2.8
Tracy Herrick, Jefferies & Co.                        3.2           3.6
Stuart Hoffman, PNC Bank                              3.1           2.8
William Hummer, Wayne Hummer                          2.9           3.0
Edward Hyman, ISI Group                               2.8           2.1
Saul Hymans, University of Michigan                   2.7           1.7
Mieczyslaw Karczmar, Deutsche Bank                    2.8           3.2
Kurt Karl, WEFA Group                                 2.6           2.3
Irwin Kellner, Chase Manhattan Bank                   2.6           2.3
D. Laufenberg, Amer. Exp. Finl. Adv.                  3.2           3.4
Michelle Laughlin, Sanwa Securities                   3.0           3.2
Carol Leisenring, CoreStates Financial                2.7           2.5
Richard Lemmon, General Motors                        3.0           3.0
Mickey Levy, NationsBank Capital Markets              2.6           2.4
David Littmann, Comerica                              3.1           3.0
John Lonski, Moody's Investors Service                3.3           3.2
Paul McCulley, UBS Securities                         3.0           2.8
John McDevitt, 3M                                     2.6           2.5
Arnold Moskowitz, Moskowitz Capital                   3.1           3.5
John Mueller, LBMC, Inc.                              3.2           2.5
David Munro, High Frequency Econ.                     3.0           2.5
Carl Palash, MCM MoneyWatch                           3.0           3.0
Nicholas Perna, Fleet Financial Group                 3.3           3.3
Elliott Platt, Donaldson Lufkin                       2.8           2.0
Maria F. Ramirez, MF Ramirez                          3.0           3.0
Donald Ratajczak, Georgia State University            3.0           3.3
David Resler, Nomura Securities International         2.9           2.6
Allan Reynolds, Hudson Institute                      3.3           3.6
Richard Rippe, Prudential Securities                  3.1           3.3
A. Gary Schilling, Schilling & Co.                    3.0           3.0
Allen Sinai, Lehman Brothers                          3.2           3.4
James Smith, University of North Carolina             2.1           1.9
Susan Sterne, Economic Analysis                       2.5           2.5
Donald Straszheim, Merrill Lynch                      2.7           2.3
Thomas Synott III, U.S. Trust Company                 3.3           3.4
John Williams, Bankers Trust                          3.0           3.1
Raymond Worseck, A.G. Edwards                         3.6           3.3
David Wyss, DRI/McGraw-Hill                           3.0           2.5
Edward Yardeni, Deutsche Morgan Grenfell              2.2           2.0
Mark Zandi, Regional Financial Associates             3.0           3.2
                                                     -----         -----
                  Average                             3.0 %         2.9 %

                    Source: Wall Street Journal, July 1, 1996

--------------------------------------------------------------------------------

HVS International, Mineola, New York          Income Capitalization Approach  93
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     HVS
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International
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The preceding table shows inflation forecasts averaging 3.0% and 2.9%. Although most of the economists in the sample estimate inflation rates ranging from 2.5% to 3.4%, several anticipate slightly higher levels. As a further check on these inflation projections, we have reviewed historical increases in the Consumer Price Index. Because the value of real estate is predicated on cash flows over a relatively long period, inflation should be considered from a long-term perspective. Between 1986 and 1995, the national CPI increased at an average annual compounded rate of 3.7%. In consideration of these historical trends, the projections set forth above, and our assessment of probable property appreciation levels, we have selected an annual stabilized inflation rate of 3.5% annually.

One of the exceptions to this general inflation assumption is the projected growth in average rate. As noted earlier, the subject property's room rate is expected to increase by 4.0% in 1997 before stabilizing at 3.5% annually throughout the remainder of the projection period.

Using these inflation assumptions, the base-year income and expense statement (which is expressed in 1995 dollars) is inflated to arrive at projections. Each revenue and expense category will be projected using the inflated base statement to determine the fixed and variable component relationships.

Rooms Revenue

Rooms revenue is determined by two variables: occupancy and average rate. Earlier in this report, we estimated the subject property's occupancy and average rate as follows.

================================================================================
Table 10-6  Projected Occupancy and Average Rate
--------------------------------------------------------------------------------

                                                1997              Stabilized
     -----------------------------------------------------------------------
     Projected Occupancy Percentage             59.0 %               60.0 %
     Projected Average Rate                   $67.61               $69.97

--------------------------------------------------------------------------------

Rooms revenue is calculated as follows.

HVS International, Mineola, New York          Income Capitalization Approach  94
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Table 10-7  Forecast of Rooms Revenue
--------------------------------------------------------------------------------

                                                                    Rooms
                                        Number      Days           Revenue
   Year     Occupancy   Average Rate   of Units    in Year          (+000)
--------------------------------------------------------------------------------
   1997         59 %  x   $67.61     x    109   x    365       =    $1,587
Stabilized      60    x    69.97     x    109   x    365       =     1,670

--------------------------------------------------------------------------------

Telephone Revenue

Telephone revenue is generated by hotel guests who charge local and long-distance calls to their rooms, and by individuals who use the property's public telephones. Prior to the early 1980s, hotels were limited to a 15% commission on long-distance calls, which allowed few profits. Deregulation and the development of sophisticated call-accounting equipment have resulted in profitable telephone departments. State-of-the-art equipment is capable of least-cost routing, automatic price billing, and posting telephone charges to guest folios. Hotels can select among various long-distance services, and can also work with any one of a number of Alternative Operator Services (AOS). These systems route and price calls, and may provide additional services.

In recent years, the hospitality industry has experienced diverging trends with respect to telephone revenue. Prices per call have increased, in some cases dramatically, yielding departmental profits as high as 50% to 55%. However, the number of long-distance calls billed per occupied room has declined as a result of the extensive use of long-distance carrier services that can be accessed locally or through a toll-free number. When guests charge long-distance calls to their personal or business accounts in this manner, the hotel loses the revenue associated with long-distance tariffs and mark-ups, and only receives an access fee.

Most telephone revenue varies directly with changes in occupancy. However, there is a small fixed component consisting of public telephone revenue, which is primarily generated by individuals using the hotel's food, beverage, and meeting facilities. Using this fixed and variable relationship, the subject property's telephone revenue is projected as follows.

HVS International, Mineola, New York          Income Capitalization Approach  95
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================================================================================
Table 10-8  Forecast of Telephone Revenue
--------------------------------------------------------------------------------

                                                         1997       Stabilized
--------------------------------------------------------------------------------
Projected Telephone Revenue (+000)                        $45            $47
Percent of Total Revenue                                  2.7%           2.7%
Amount per Available Room                                $411           $432
Amount per Occupied Room                                $1.92          $1.97

--------------------------------------------------------------------------------

Other Income

Other income is derived from sources other than guestrooms and telephone services. Depending on the type of hotel and the facilities and amenities offered, other income may include the following items.

o Rentals - stores, office space, concession space, showcases, clubs, and storage.

o Commissions from auto rentals, photography, telegrams, and vending services.

o Concessions - revenue derived from charges for the privilege of operating departments that could be operated by the hotel. Gift shops, barber shops, and beauty salons are often operated as concessions.

o     Laundry, dry cleaning, and fax services.

o Cash discounts earned - discounts from creditors' accounts for payment within the discount period. This item does not include trade discounts, which are a deduction from the cost of goods sold.

o     Electronic games and pinball machines.

o     Forfeited advance deposits and guaranteed no-shows.

o Service charges - service charges that are added to a customer's account but are not paid to service personnel.

o     Interest income - interest from house accounts.

o     Salvage - revenue from the sale of old or obsolete items.

Other income is highly sensitive to changes in occupancy and slightly correlated to food and beverage volume. Using this fixed and variable relationship, the subject property's other income is projected as follows.

HVS International, Mineola, New York          Income Capitalization Approach  96
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Table 10-9  Forecast of Other Income
--------------------------------------------------------------------------------

                                                         1997       Stabilized
--------------------------------------------------------------------------------
Projected Other Income (+000)                             $23            $24
Percent of Total Revenue                                  1.4%           1.4%
Amount per Available Room                                $209           $218
Amount per Occupied Room                                $0.98          $1.01

--------------------------------------------------------------------------------

Rooms Expense

Rooms expense consists of items related to the sale and upkeep of guestrooms and public space. Salaries, wages, and employee benefits account for a substantial portion of this category. Although payroll varies somewhat with occupancy (because managers can schedule maids, bell personnel, and house cleaners to work when demand requires), much of a hotel's payroll is fixed. Front desk personnel, public area cleaners, the housekeeper, and other supervisors must be maintained at all times. As a result, salaries, wages, and employee benefits are only moderately sensitive to changes in occupancy.

Commissions represent remuneration to travel agents for booking rooms. Because these fees are based on a percentage of rooms revenue, they are highly dependent on occupancy and rate. Reservations is a similar expense that reflects the cost of a franchise reservation system that typically bills as a percentage of rooms revenue. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are only slightly affected by changes in volume. In light of these considerations, we project the subject property's rooms expense as follows.

================================================================================
Table 10-10  Forecast of Rooms Expense
--------------------------------------------------------------------------------

                                                         1997       Stabilized
--------------------------------------------------------------------------------
Projected Rooms Expense (+000)                           $358           $373
Percent of Rooms Revenue                                 22.5%          22.3%
Amount per Available Room                              $3,282         $3,420
Amount per Occupied Room                               $15.25         $15.63

--------------------------------------------------------------------------------

Telephone Expense

Telephone expense consists of all costs associated with this department. In the case of small hotels with automated systems, the operation of telephones may be an additional responsibility of front desk personnel; however, most large properties employ full-time operators.

HVS International, Mineola, New York          Income Capitalization Approach  97
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International
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The bulk of the telephone expense consists of the cost of local and long-distance calls billed by the telephone companies that provide these services. Because most calls are made by in-house guests, these costs are moderately correlated to occupancy. Unless a particular hotel department incurs high expenses, use of telephone services by hotel employees is charged to this account. The remaining costs, which include salaries, wages, printing, and other expenses, are moderately fixed. The following table illustrates our forecast of telephone expense.

================================================================================
Table 10-11  Forecast of Telephone Expense
--------------------------------------------------------------------------------

                                                         1997       Stabilized
--------------------------------------------------------------------------------
Projected Telephone Expense (+000)                        $23            $24
Percent of Telephone Revenue                             51.8%          51.6%
Amount per Available Room                                $214           $222
Amount per Occupied Room                                $0.98          $1.01

--------------------------------------------------------------------------------

Administrative and General Expense

Administrative and general expense includes the salaries and wages of all administrative personnel who are not directly associated with a particular department. Expense items related to the management and operation of the property are also allocated to this category. Most administrative and general expenses are relatively fixed. The exceptions are cash overages and shortages; commissions on credit card charges; provision for doubtful accounts, which are moderately affected by the number of transactions or total revenue; and salaries, wages, and benefits, which are very slightly influenced by volume.

In recent years, several new items have been added to the administrative and general expense category. Human resources includes the cost of recruiting, relocating, and training personnel. Security consists of the cost of contract security for the property and related expenses.

The general insurance category includes premiums for liability, fidelity, life, theft coverage, and business interruption insurance. Fire and extended-coverage insurance on the building and contents is a separate insurance expense category. Liability insurance covers third-party actions involving bodily injury and personal property, and is typically based on rooms receipts, meeting and banquet income, and food and beverage revenue. Factors that may have an impact on a hotel's liability expense include the size of the meeting, banquet, and restaurant facilities; the ratio between the amount of

HVS International, Mineola, New York          Income Capitalization Approach  98
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     HVS
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International
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alcohol served and total food and beverage sales; the presence of a dance floor; a high-rise structure; a swimming pool; life safety support systems; and the guest transportation services provided by the hotel. The following table illustrates our forecast of administrative and general expense.

================================================================================
Table 10-12  Forecast of Administrative and General Expense
--------------------------------------------------------------------------------

                                                         1997       Stabilized
--------------------------------------------------------------------------------
Projected Admin. & General Expense (+000)                $196           $204
Ratio to Total Revenue                                   11.9%          11.7%
Amount per Available Room                              $1,798         $1,872
Amount per Occupied Room                                $8.37          $8.56

--------------------------------------------------------------------------------

Management Fee

Management expense consists of the basic fee paid to the type of company that is anticipated to operate the subject property. Some companies provide management services alone, while others also provide a brand name affiliation. When a management company has no brand identification, the property owner often acquires a franchise that provides the necessary image and recognition. Although most hotel management companies employ a fee schedule that includes a basic fee (usually a percentage of total revenue) and an incentive fee (usually a percentage of defined profit), the incentive portion is often subordinated to debt service and does not appear in a forecast of net income before debt service. Basic hotel management fees are almost always based on a percentage of total revenue, which means they have no fixed component.

Although the incentive fee does not decrease the cash flow available for debt service, it does reduce the potential cash flow to equity, and must be accounted for in the valuation process. Generally, the most appropriate procedure for handling the impact of the incentive fee on the equity component is to use the projected net income before debt service and incentive fee, but adjust the equity dividend or yield rate upward to reflect this added management cost. The adjusted equity dividend and yield rates will be described later in this section.

The subject property is operated by Remington Hotel Company for a fee of 3.0% of total revenue. Based on our review of the current market for management contracts, we are of the opinion that this fee is consistent with prevailing market terms. Applying this management fee structure to the

HVS International, Mineola, New York          Income Capitalization Approach  99
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projection of total revenue yields the following forecast of the subject property's management fee.

================================================================================
Table 10-13  Forecast of Management Fee
--------------------------------------------------------------------------------

                                                         1997       Stabilized
--------------------------------------------------------------------------------
Projected Management Fee (+000)                           $50           $52

--------------------------------------------------------------------------------

Marketing Expense

Marketing expense consists of all costs associated with advertising, sales, and promotion; these activities are intended to attract and retain customers. Marketing can be used to create an image, develop customer awareness, and stimulate patronage of a property's various facilities.

The marketing category is unique in that all expense items, with the exception of fees and commissions, are totally controlled by management. Most hotel operators establish an annual marketing budget that sets forth all planned expenditures. If the budget is followed, total marketing expenses can be projected accurately.

Marketing expenditures are unusual because although there is a lag period before results are realized, the benefits are often extended over a long period. Depending on the type and scope of the advertising and promotion program implemented, the lag time can be as short as a few weeks or as long as several years. However, the favorable results of an effective marketing campaign tend to linger, and a property often enjoys the benefits of concentrated sales efforts for many months.

Marketing expense can be divided into five categories: sales, reservations, advertising and merchandising, other marketing activities, and fees and commissions. Together, these categories include all marketing efforts made by hotel personnel and outside parties. Marketing expenses are fixed with the exception of reservations, fees, and commissions, which are calculated as a percentage of rooms revenue. Based on the location of the subject property, the local market for transient accommodations, the competitive environment, and the hotel's anticipated market segmentation, we have developed the following marketing forecast using a fixed and variable component model.

HVS International, Mineola, New York         Income Capitalization Approach  100
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Table 10-14  Forecast of Marketing Expense
--------------------------------------------------------------------------------

                                                         1997       Stabilized
--------------------------------------------------------------------------------
Projected Marketing Expense (+000)                       $135           $141
Ratio to Total Revenue                                    8.2%           8.1%
Amount per Available Room                              $1,241         $1,291
Amount per Occupied Room                                $5.76          $5.90

--------------------------------------------------------------------------------

Franchise Fee

Franchise expense represents the fees paid to Howard Johnson for the use of the company's name, trademarks, and service marks. The following table illustrates the projection of the subject property's franchise fee.

================================================================================
Table 10-15  Forecast of Franchise Fee
--------------------------------------------------------------------------------

                                                         1997       Stabilized
--------------------------------------------------------------------------------
Projected Franchise Fees (+000)                           $60            $63

--------------------------------------------------------------------------------

Property Operations and Maintenance

Property operations and maintenance expense is another expense category that is largely controlled by management. Except for repairs that are necessary to keep the facility open and prevent damage (e.g., plumbing, heating, and electrical items), most maintenance can be deferred for varying lengths of time.

Maintenance is an accumulating expense. If management elects to postpone performing a required repair, they have not eliminated or saved the expenditure; they have only deferred payment until a later date. A lodging facility that operates with a lower-than-normal maintenance budget is likely to accumulate a considerable amount of deferred maintenance.

The age of a lodging facility has a strong influence on the required level of maintenance. A new or thoroughly renovated property is protected for several years by modern equipment and manufacturers' warranties. However, as a hostelry grows older, maintenance expenses escalate. A well-organized preventive maintenance system often helps delay deterioration, but most facilities face higher property operations and maintenance costs each year, regardless of the occupancy trend. The quality of initial construction can also have a direct impact on future maintenance requirements. The use of high-quality building materials and construction methods generally reduces the need for maintenance expenditures over the long term.

HVS International, Mineola, New York         Income Capitalization Approach  101
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Property operations and maintenance is considered an operating expense; as such, it includes only those components that can be expensed, rather than capitalized, under Internal Revenue Service regulations. For example, if a table leg is broken, the repair of that leg is considered an expense and is chargeable to property operations and maintenance. If the table is replaced, it becomes a capital expenditure and does not appear under the property operations and maintenance category. Appraisers account for capital replacement of items such as furniture and equipment in the reserve for replacement account, which is discussed later in this section. Property operations and maintenance costs are relatively fixed, and are projected as follows.

================================================================================
Table 10-16  Forecast of Property Operations and Maintenance Expense
--------------------------------------------------------------------------------

                                                         1997       Stabilized
--------------------------------------------------------------------------------
Projected Prop. Oper. & Maint. Expense (+000)            $122           $127
Ratio to Total Revenue                                    7.4%           7.3%
Amount per Available Room                              $1,116         $1,161
Amount per Occupied Room                                $5.18          $5.30

--------------------------------------------------------------------------------

Energy Expense

The energy consumption of a lodging facility takes several forms, including water and space heating, air conditioning, lighting, cooking fuel, and other miscellaneous power requirements. The most common sources of hotel energy are electricity, natural gas, fuel oil, and steam. This category also includes the cost of water service.

Total energy cost depends on the source and quantity of fuel used. Electricity tends to be the most expensive source, followed by oil and gas. Although all hotels consume a sizable amount of electricity, many properties supplement their energy requirements with less expensive sources, such as gas and oil, for heating and cooking.

A large portion of a hostelry's energy consumption is relatively fixed. Restaurants, kitchens, public areas, and corridors must be continually lighted and climate-controlled, regardless of occupancy. The energy cost of an additional occupied room (i.e., a few hours of light, television, heat, or air conditioning) is minimal. The following table presents our forecast of the subject property's energy expense.

HVS International, Mineola, New York         Income Capitalization Approach  102
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Table 10-17  Forecast of Energy Expense
--------------------------------------------------------------------------------

                                                         1997       Stabilized
--------------------------------------------------------------------------------
Projected Energy Expense (+000)                          $162           $168
Ratio to Total Revenue                                    9.8%           9.7%
Amount per Available Room                              $1,491         $1,546
Amount per Occupied Room                                $6.92          $7.06

--------------------------------------------------------------------------------

Property Taxes

The estimate of property taxes was detailed in a previous section of this report. The following table summarizes these projections.

================================================================================
Table 10-18  Forecast of Property Taxes
--------------------------------------------------------------------------------

                                                         1997       Stabilized
--------------------------------------------------------------------------------
Projected Property Taxes (+000)                           $94           $99

--------------------------------------------------------------------------------

Insurance Expense

The insurance expense category consists of the cost of insuring the hotel and its contents against damage or destruction by fire, weather, sprinkler leakage, boiler explosion, plate glass breakage, and so forth. It does not include liability coverage, which is a component of administrative and general expense.

Insurance rates are based on many factors, including building design and construction, fire detection and extinguishing equipment, fire district, distance from the firehouse, and the area's fire experience. Insurance expenses do not vary with occupancy.

Based on historical levels, we project the subject property's insurance expense at approximately $35,000 in 1997 (the first projection period). In subsequent years, this amount is assumed to increase in tandem with inflation. The following table outlines our projection of insurance expense.

================================================================================
Table 10-19  Forecast of Insurance Expense
--------------------------------------------------------------------------------

                                                         1997       Stabilized
--------------------------------------------------------------------------------
Projected Insurance Expense (+000)                        $35           $36

--------------------------------------------------------------------------------

HVS International, Mineola, New York         Income Capitalization Approach  103
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     HVS
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Reserve for Replacement

Furniture, fixtures, and equipment are essential to the operation of a lodging facility, and their quality influences a property's class. This category includes all non-real estate items that are capitalized, rather than expensed. The furniture, fixtures, and equipment of a hotel are exposed to heavy use and must be replaced at regular intervals. The useful life of these items is determined by their quality, durability, and the amount of guest traffic and use.

Periodic replacement of furniture, fixtures, and equipment is essential to maintain the quality, image, and income-producing potential of a lodging facility. Because capitalized expenditures are not included in the operating statement but nevertheless affect an owner's cash flow, an appraisal should reflect these expenses in the form of an appropriate reserve for replacement.

Our industry experience indicates that a reserve for replacement of 3% to 5% of total revenue is generally sufficient to provide for the timely replacement of furniture, fixtures, and equipment. Because the reserve for replacement is based on a percentage of total revenue, it has no fixed component.

Based on an analysis of comparable lodging facilities, we believe that a reserve for replacement of 4% of total revenue is sufficient to provide for the periodic replacement of the subject property's furniture, fixtures, and equipment. This amount is consistent with the reserve account contributions currently made by the hotel. The following table summarizes the projected reserve for replacement.

================================================================================
Table 10-20  Forecast of Reserve for Replacement
--------------------------------------------------------------------------------

                                                         1997       Stabilized
--------------------------------------------------------------------------------
Projected Replacement Reserve (+000)                      $66            $70

--------------------------------------------------------------------------------

Summary of Projections

Based on the preceding analysis, we have formulated a forecast of income and expense. The table on the following page presents a detailed forecast through the stabilized year, including amounts per available room (PAR) and per occupied room (POR). For the purpose of comparison, this table also presents the subject property's most recent full year of operating history. The second table illustrates our ten-year forecast of income and expense in less detail. The forecasts pertain to calendar operating years, and are expressed in inflated dollars for each year.

HVS International, Mineola, New York         Income Capitalization Approach  104
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================================================================================
Table 10-21  Detailed Forecast of Income and Expense through the Stabilized Year and Most Recent Operating History, Howard Johnson Commack, Commack, New York
--------------------------------------------------------------------------------

                                            Historical 1995 Results                                    1997
                                     ---------------------------------------          ----------------------------------------
No of Rooms:                            109                                               109
Occupancy:                            56.9%                                             59.0%
Average Rate:                        $61.34                                            $67.61
No of Days Open:                        365    Percent                                    365    Percent
No of Occupied Rooms:                22,630      of                                    23,473      of
                                     (+000)     Gross          PAR       POR           (+000)     Gross          PAR       POR
--------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                             $1,388      96.2 %    $12,736    $61.34           $1,587      95.9 %    $14,560    $67.61
   Telephone                             34       2.3          310      1.49               45       2.7          413      1.92
   Other Income                          21       1.5          193      0.93               23       1.4          211      0.98
        Total                         1,443     100.0       13,238     63.76            1,655     100.0       15,183     70.51
--------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                                290      20.9        2,658     12.80              358      22.6        3,284     15.25
   Telephone                             19      54.9          170      0.82               23      51.1          211      0.98
        Total                           308      21.4        2,828     13.62              381      23.0        3,495     16.23
--------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME                   1,135      78.6       10,411     50.14            1,274      77.0       11,688     54.27
--------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General             159      11.0        1,459      7.03              196      11.8        1,798      8.35
   Management Fee                        43       3.0          397      1.91               50       3.0          459      2.13
   Marketing                            138       9.5        1,263      6.08              135       8.2        1,239      5.75
   Franchise Fees                        44       3.0          400      1.93               60       3.6          550      2.56
   Property Oper. & Maint.              101       7.0          929      4.47              122       7.4        1,119      5.20
   Energy                               151      10.4        1,382      6.66              162       9.8        1,486      6.90
        Total                           636      43.9        5,830     28.08              725      43.8        6,651     30.89
--------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                            499      34.7        4,580     22.06              549      33.2        5,037     23.39
--------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                       104       7.2          957      4.61               94       5.7          862      4.00
   Insurance                             37       2.5          335      1.61               35       2.1          321      1.49
   Reserve for Replacement               58       4.0          530      2.55               66       4.0          606      2.81
   Equipment Rental                       5       0.4           50      0.24                6       0.4           55      0.26
        Total                           204      14.1        1,872      9.01              201      12.2        1,844      8.56
--------------------------------------------------------------------------------------------------------------------------------
NET INCOME                             $295      20.6 %     $2,709    $13.05             $348      21.0 %     $3,193    $14.83
================================================================================================================================

Telephone/Rooms                         2.4%                                              2.8%
Other Income/Rooms                      1.5%                                              1.4%


                                                     Stabilized
                                      ----------------------------------------
No of Rooms:                              109
Occupancy:                              60.0%
Average Rate:                          $69.97
No of Days Open:                          365    Percent
No of Occupied Rooms:                  23,871       of
                                       (+000)     Gross          PAR       POR
------------------------------------------------------------------------------
REVENUE
   Rooms                               $1,670      95.9 %    $15,321    $69.96
   Telephone                               47       2.7          431      1.97
   Other Income                            24       1.4          220      1.01
        Total                           1,741     100.0       15,972     72.93
------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                                  373      22.3        3,422     15.63
   Telephone                               24      51.1          220      1.01
        Total                             397      22.8        3,642     16.63
------------------------------------------------------------------------------
DEPARTMENTAL INCOME                     1,344      77.2       12,330     56.30
------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General               204      11.7        1,872      8.55
   Management Fee                          52       3.0          477      2.18
   Marketing                              141       8.1        1,294      5.91
   Franchise Fees                          63       3.6          578      2.64
   Property Oper. & Maint.                127       7.3        1,165      5.32
   Energy                                 168       9.6        1,541      7.04
        Total                             755      43.3        6,927     31.63
------------------------------------------------------------------------------
HOUSE PROFIT                              589      33.9        5,404     24.67
------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                          99       5.7          908      4.15
   Insurance                               36       2.1          330      1.51
   Reserve for Replacement                 70       4.0          642      2.93
   Equipment Rental                         6       0.3           55      0.25
        Total                             211      12.1        1,936      8.84
------------------------------------------------------------------------------
NET INCOME                               $378      21.8 %     $3,468    $15.84
==============================================================================

Telephone/Rooms                           2.8%
Other Income/Rooms                        1.4%

* Departmental expense ratios are expressed as a percentage of departmental revenues

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Table  10-22  Ten-Year Forecast of Income and Expense, Howard Johnson Commack,
              Commack, New York  (+000)
--------------------------------------------------------------------------------

                                  1997              1998              1999                2000               2001
                              ---------------   ---------------   -----------------   ----------------   ---------------
No of Rooms:                      109               109               109                 109                109
No of Occupied Rooms:          23,473            23,871            23,871              23,871             23,871
Occupancy:                      59.0%   % of      60.0%   % of      60.0%    % of       60.0%    % of      60.0%   % of
Average Rate:                  $67.61  Gross     $69.97  Gross     $72.42    Gross     $74.95   Gross     $77.58  Gross
------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                       $1,587   95.9%    $1,670   95.9%    $1,729    95.9%     $1,789   96.0%     $1,852   96.0%
   Telephone                       45    2.7         47    2.7         49     2.7          50    2.7          52    2.7
   Other Income                    23    1.4         24    1.4         25     1.4          25    1.3          26    1.3
      Total                     1,655  100.0      1,741  100.0      1,803   100.0       1,864  100.0       1,930  100.0
------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
   Rooms                          358   22.6        373   22.3        386    22.3         399   22.3         413   22.3
   Telephone                       23   51.1         24   51.1         25    51.0          26   52.0          27   51.9
      Total                       381   23.0        397   22.8        411    22.8         425   22.8         440   22.8
------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME             1,274   77.0      1,344   77.2      1,392    77.2       1,439   77.2       1,490   77.2
------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General       196   11.8        204   11.7        211    11.7         219   11.7         226   11.7
   Management Fee                  50    3.0         52    3.0         54     3.0          56    3.0          58    3.0
   Marketing                      135    8.2        141    8.1        146     8.1         151    8.1         156    8.1
   Franchise Fees                  60    3.6         63    3.6         66     3.7          68    3.6          70    3.6
   Property Oper. & Maint.        122    7.4        127    7.3        131     7.3         136    7.3         140    7.3
   Energy                         162    9.8        168    9.6        174     9.7         180    9.7         187    9.7
      Total                       725   43.8        755   43.3        782    43.5         810   43.4         837   43.4
------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                      549   33.2        589   33.9        610    33.7         629   33.8         653   33.8
------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                  94    5.7         99    5.7        103     5.7         108    5.8         113    5.9
   Insurance                       35    2.1         36    2.1         38     2.1          39    2.1          40    2.1
   Reserve for Replacement         66    4.0         70    4.0         72     4.0          75    4.0          77    4.0
   Equipment Rental                 6    0.4          6    0.3          6     0.3           6    0.3           7    0.4
      Total                       201   12.2        211   12.1        219    12.1         228   12.2         237   12.4
------------------------------------------------------------------------------------------------------------------------
NET INCOME                       $348   21.0%      $378   21.8%      $391    21.6%       $401   21.6%       $416   21.4%
========================================================================================================================


                                  2002              2003               2004              2005              2006
                              ---------------   ----------------   ---------------   ---------------   ---------------
No of Rooms:                      109               109                109               109               109
No of Occupied Rooms:          23,871            23,871             23,871            23,871            23,871
Occupancy:                      60.0%   % of      60.0%   % of       60.0%   % of      60.0%   % of      60.0%  % of
Average Rate:                  $80.29  Gross     $83.10   Gross     $86.01  Gross     $89.02  Gross     $92.14  Gross
----------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                       $1,917   95.9%    $1,984    95.9%    $2,053   95.9%    $2,125   95.9%    $2,199   95.9%
   Telephone                       54    2.7         56    2.7          58    2.7         60    2.7         62    2.7
   Other Income                    27    1.4         28    1.4          29    1.4         30    1.4         31    1.4
      Total                     1,998  100.0      2,068  100.0       2,140  100.0      2,215  100.0      2,292  100.0
----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
   Rooms                          428   22.3        443   22.3         458   22.3        474   22.3        491   22.3
   Telephone                       28   51.9         29   51.8          30   51.7         31   51.7         32   51.6
      Total                       456   22.8        472   22.8         488   22.8        505   22.8        523   22.8
----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME             1,542   77.2      1,596   77.2       1,652   77.2      1,710   77.2      1,769   77.2
----------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General       234   11.7        243   11.8         251   11.7        260   11.7        269   11.7
   Management Fee                  60    3.0         62    3.0          64    3.0         66    3.0         69    3.0
   Marketing                      162    8.1        167    8.1         173    8.1        179    8.1        185    8.1
   Franchise Fees                  73    3.7         75    3.6          78    3.6         81    3.7         84    3.7
   Property Oper. & Maint.        145    7.3        150    7.3         156    7.3        161    7.3        167    7.3
   Energy                         193    9.7        200    9.7         207    9.7        214    9.7        222    9.7
      Total                       867   43.5        897   43.5         929   43.4        961   43.5        996   43.5
----------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                      675   33.7        699   33.7         723   33.8        749   33.7        773   33.7
----------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                 118    5.9        123    5.9         129    6.0        134    6.0        140    6.1
   Insurance                       42    2.1         43    2.1          45    2.1         46    2.1         48    2.1
   Reserve for Replacement         80    4.0         83    4.0          86    4.0         89    4.0         92    4.0
   Equipment Rental                 7    0.4          7    0.3           7    0.3          8    0.4          8    0.3
      Total                       247   12.4        256   12.3         267   12.4        277   12.5        288   12.5
----------------------------------------------------------------------------------------------------------------------
NET INCOME                       $428   21.3%      $443   21.4%       $456   21.4%      $472   21.2%      $485   21.2%
======================================================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues

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The conversion of a property's projected net income into an estimate of value is based on the premise that investors typically purchase real estate with a small amount of equity cash (25% to 40%) and a large amount of mortgage financing (60% to 75%). The amounts and terms of available mortgage financing and the rates of return that are required to attract sufficient equity capital form the basis for allocating the net income between the mortgage and equity components and deriving a value estimate.

Mortgage Component

Data for the mortgage component may be developed from statistics of actual hotel mortgages made by long-term lenders. The American Council of Life Insurance, which represents 20 large life insurance companies, publishes quarterly information pertaining to the hotel mortgages issued by its member companies. The following table summarizes the average mortgage interest rates of the hotel loans made by these lenders. In addition, the average A corporate bond yield (as reported by Moody's Bond Record) is shown for the purpose of comparison.

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Table 10-23  Average Mortgage Interest Rates and Average A Corporate Bond Yields
--------------------------------------------------------------------------------

                                        Average        Average A Corporate
              Year                   Interest Rate         Bond Yield
      ----------------------------------------------------------------------
        1st Quarter 1996                 7.79 %               7.37 %
        4th Quarter 1995                 8.44                 7.28
        3rd Quarter 1995                 8.61                 7.67
        2nd Quarter 1995                 9.25                 7.87
        1st Quarter 1995                 9.14                 8.50
        3rd Quarter 1994                 9.64                 8.48
        2nd Quarter 1994                 9.38                 8.28
        4th Quarter 1993                 9.38                 7.80
        3rd Quarter 1993                 8.41                 7.28
        2nd Quarter 1993                10.53                 9.65
        4th Quarter 1992                 9.43                 8.48
        3rd Quarter 1992                 9.99                 8.38
        2nd Quarter 1992                 9.47                 8.79
        1st Quarter 1992                10.02                 8.81
        4th Quarter 1991                10.49                 8.97
        3rd Quarter 1991                10.03                 9.29
        2nd Quarter 1991                10.75                 9.45
        3rd Quarter 1990                10.47                 9.89
        2nd Quarter 1990                10.58                 9.83
        4th Quarter 1989                 9.96                 9.42
        3rd Quarter 1989                 9.55                 9.46
        2nd Quarter 1989                10.54                 9.93
        1st Quarter 1989                10.39                10.16
        4th Quarter 1988                10.07                10.03
        3rd Quarter 1988                10.66                10.51
        2nd Quarter 1988                10.09                10.33
        4th Quarter 1987                10.41                10.45
        3rd Quarter 1987                10.00                 9.95
        2nd Quarter 1987                 9.81                 9.46
        1st Quarter 1987                 9.43                 9.19
        4th Quarter 1986                 9.44                 9.55
        3rd Quarter 1986                 9.56                 9.71
        2nd Quarter 1986                 9.80                 9.91
        1st Quarter 1986                10.99                10.62

        Sources: American Council of Life Insurance; Moody's Bond Record

--------------------------------------------------------------------------------

Because of the six- to nine-month lag time in reporting and publishing hotel mortgage statistics, it is necessary to update this information to reflect current lending practices. Research by HVS International indicates that there is a close mathematical relationship between the average interest rate of a

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hotel mortgage and the concurrent yield on an average A corporate bond. Through a regression analysis, this relationship is expressed as follows.

                            Y = 2.76078 + 0.782280 X

      Where:   Y  =  Estimated Hotel/Motel Mortgage Interest Rate
               X  =  Current Average A  Corporate Bond Yield
                     (Coefficient of correlation is 96.4%)

The average yield on A corporate bonds for the third quarter of 1996, as reported by Moody's Bond Record, was 7.91%. Using a factor of 7.91% in the equation presented above produces an estimated hotel/motel interest rate of 8.95%.

In addition to the mortgage interest rate estimate derived from this regression analysis, HVS International constantly monitors the terms of hotel mortgage loans made by our institutional lending clients. In the past year, we have noted an increase in the availability of debt financing, and many lenders have returned to the market. The current level of lending activity represents a significant increase from the restricted environment of the early 1990s. Nonetheless, the market for hotel mortgage loans remains somewhat tight, particularly when compared to the conditions that prevailed in the mid-to late 1980s. In the current lending climate, strong hotel projects that are structured on an economic basis can secure mortgage financing at interest rates ranging from 8% to 11%, depending on the property, location, affiliation, and operator.

In the 1980s, when hotel mortgages were widely available, loan-to-value ratios typically ranged from 75% to 80%. Amortization schedules were generally based on 30 years, although the term of the loan was more likely to be seven to ten years. The few loans that were underwritten in the early 1990s were based on far more stringent parameters: loan-to-value ratios declined to a range of 50% to 65%, and amortization periods of 20 to 25 years were most common.

With the recent reemergence of hotel financing, loan-to-value requirements and amortization schedules have loosened somewhat. At present, we find that lenders who are active in the market are using loan-to-value ratios of 65% to 75%, and amortization periods of 25 to 30 years. The exact terms offered depend on specific factors such as the property's location, the age and quality of the physical facility, local hostelry market conditions, and

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(perhaps more significantly) the profile of the borrower. The strongest projects typically command the highest loan-to-value ratios.

Based on the preceding analysis of the current lodging industry mortgage market and adjustments for specific factors such as the property's location and conditions in the local hotel market, it is our opinion that a 20-year amortization mortgage with a 9.5% interest rate and a 0.111856 constant is appropriate for the subject property. We believe that a mortgage lender will lend up to 70% of the hotel's market value as determined by this appraisal.

Equity Component

The remaining capital required for a hotel investment generally comes from the equity investor. The rate of return that an equity investor expects over a ten-year holding period is known as the equity yield. Unlike the equity dividend, which is a short-term rate of return, the equity yield specifically considers a long-term holding period (generally ten years), annual inflation-adjusted cash flows, property appreciation, mortgage amortization, and proceeds from a sale at the end of the holding period.

It is difficult to quantify the rate of return required by equity investors who are seeking to purchase hotel properties. To establish an appropriate equity yield rate, HVS International uses two sources of data: past appraisals and investor interviews.

Past Appraisals - During the past 12 months, HVS International has appraised more than 400 hotels, including properties located in most major national markets. Each appraisal used a similar mortgage-equity approach in which income is projected and then discounted to a current value at rates reflecting the cost of debt and equity capital. In the case of hotels that were sold subsequent to our valuations, we are able to determine an appropriate equity yield rate by excluding incentive management fees from the projection of income and expense, inserting the projection into a valuation model, and adjusting the appraised value to reflect the actual sales price by modifying the return assumptions. The following table shows a representative sample of hotels that were sold shortly after we appraised them, along with the imputed equity return based on our valuation approach.

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Table 10-24  Sample of Hotels Sold
--------------------------------------------------------------------------------

                                                            No. of    Date of                      Overall   Total Property   Equity
Hotel                            City and State              Rooms      Sale        Sales Price      Rate        Yield        Yield
------------------------------------------------------------------------------------------------------------------------------------
Ritz-Carlton                     Phoenix, AZ                  281       2/94       $ 23,000,000      11.0%       14.6%         21.7%
Marriott Marina                  Fort Lauderdale, FL          580       2/94         40,000,000      12.2        16.4          26.7
Holiday Inn                      Edison, NJ                   274       3/94         11,803,000       7.8        17.0          26.3
Crescent Hotel                   Phoenix, AZ                  342       3/94         26,000,000       6.5         7.2           2.2
Checkers Hotel Kempinski         Los Angeles, CA              173       4/94         12,750,000       3.0        18.3          27.0
Best Western Fireside Inn        Cambria, CA                   46       4/94          3,377,000      11.7        15.8          24.3
Phoenician Resort                Phoenix, AZ                  580       4/94        224,000,000       6.6         9.3           8.9
Newark-Fremont Hilton            Newark, CA                   300       5/94          8,950,000       8.8        14.9          20.7
Radisson Inn                     Orlando, FL                  299       5/94         11,150,000      12.9        18.0          28.2
Westin Kauai                     Lihue, Kauai, HI             840       6/94         97,400,000      (1.9)        8.1           7.2
Residence Inn                    Binghamton, NY                72       6/94          6,325,000      10.8        13.9          21.9
Hotel Millenium                  New York, NY                 561       6/94         75,000,000       9.5        14.1          23.0
Best Western Otay Valley         Chula Vista, CA              120       7/94          2,350,000      13.2        21.1          31.8
Hampton Inn                      Islandia, NY                 121       7/94          6,572,000      12.6        16.6          28.2
Hampton Inn                      Willow Grove, PA             150       7/94         10,220,000      11.0        14.3          23.0
Hampton Inn                      West Palm Beach, FL          136       7/94          4,220,000      10.8        10.8          14.3
Hampton Inn                      Naples, FL                   107       7/94          5,700,000      11.4        11.5          24.9
Hampton Inn                      Albany, NY                   126       7/94          9,204,000       9.3        11.5          15.8
Marriott Hotel                   South Bend, IN               299       7/94         11,500,000      10.5        13.2          18.9
Marriott SFO                     Burlingame, CA               684       8/94         61,700,000      10.2        13.2          19.0
Westfields Conference Center     Chantilly, VA                340       8/94         46,000,000      12.3        15.9          25.3
Radisson Mark Resort             Vail, CO                     349       9/94         25,200,000       8.9        15.8          24.1
Marriott East Side               New York, NY                 664      10/94         55,000,000       8.5         9.7          11.1
Marriott Resort                  Vail, CO                     349      10/94         25,200,000      14.2        18.9          30.5
Marriott Quorum                  Addison, TX                  547      10/94         29,815,000      13.5        18.2          31.8
Sheraton Hotel                   Hasbrouck Heights, NJ        338      11/94         10,450,000      18.3        21.1          30.7
Sheraton Inn                     Napa, CA                     191      12/94          9,968,000       8.9        13.7          19.8
Marriott Fisherman's Wharf       San Francisco, CA            255      12/94         27,755,000      10.8        13.4          19.4
Marriott Hotel                   Portland, OR                 503      12/94         45,000,000      12.9        17.4          30.0
Radisson Inn                     Springfield, MO              199      12/94          5,800,000       8.2        10.1          11.3
Williamsburg Hilton              Williamsburg, VA             291      12/94         15,000,000      15.4        19.0          32.0
Marriott Tech Center             Denver, CO                   625      12/94         36,000,000      13.7        16.4          27.1
Holiday Inn Sunspree             Singer Island, FL            222      12/94         11,900,000       8.6        10.6          12.4
The Plaza                        New York, NY                 805       6/95        325,000,000       7.0        11.0          14.0
Fullerton Suites                 Fullerton, CA                 96       5/95          5,000,000      12.9        18.7          28.5
Residence Inn                    Baton Rouge, LA               80       6/95          6,518,000      12.7        14.8          21.2
Residence Inn                    Overland Park, KS            112       6/95          8,500,000       8.9        14.7          20.8
Residence Inn                    Des Moines, IA               112       6/95          7,660,000       9.8        14.1          19.6
Residence Inn                    Hunt Valley, MD               96       6/95          6,580,000      12.3        13.6          18.3
Residence Inn                    Kansas City, MO              112       6/95          6,560,000      10.4        13.2          19.8
Residence Inn                    Lincoln, NE                  120       6/95          7,100,000      10.0        13.7          18.5
Embassy Suites                   Schaurmburg, IL              209      12/95         17,800,000      10.0        13.5          18.9
Marriott Hotel                   Andover, MA                  293      12/95         24,000,000       9.7        13.5          19.2
Doubletree Suites                Valley Forge, PA             229      12/95         28,500,000      10.7        14.2          15.5
Marriott Hotel                   Tysons Corner, VA            390      12/95         41,100,000      10.7        13.1          18.0
Marriott Hotel                   Warner Center, CA            461      12/95         57,900,000       6.2        11.6          14.2
Hilton at the Club               Pleasanton, CA               294      12/95         22,000,000      10.5        13.4          17.0

                            Source: HVS International

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Investor Interviews - HVS International is in constant contact with numerous institutional and individual hotel investors. This source of equity funds has definite return requirements that can be expressed as an equity yield rate based on a ten-year projection of net income before incentive management fees but after debt service. Based on our surveys and investor interviews, the following table illustrates the range of equity yields generally required by individual and institutional investors.

================================================================================
Table 10-25  Equity Yield Requirements
--------------------------------------------------------------------------------
       Source                               Equity Yield Requirement
       ------                               ------------------------
       Individual                                   20% - 24%
       Institution                                  18% - 22%
--------------------------------------------------------------------------------

Based on the assumed 70% loan-to-value ratio, the risk inherent in achieving the projected income stream, and the age, condition, and anticipated market position of the subject property, it is our opinion that an equity investor is likely to require an equity yield rate of 22.0% before payment of incentive management fees. This estimate is well supported by the equity yield requirements presented previously.

Terminal Capitalization Rate

Inherent in this valuation process is the assumption of a sale at the end of the ten-year holding period. The estimated reversionary sales price as of that date is calculated by capitalizing the projected 11th-year net income by an overall terminal capitalization rate. A percentage for the seller's brokerage and legal fees is deducted from this sales price, and the net proceeds to the equity interest (also known as the equity residual) are calculated by deducting the outstanding mortgage balance from the reversion.

To estimate a property's reversionary value, the appraiser must select a terminal capitalization rate and an allocation for brokerage and legal fees. The terminal capitalization rate is an overall rate that is applied to one stabilized year, and thus it inherently incorporates the cost of debt and equity capital. The terminal capitalization rate can be derived through a mortgage and equity band of investment technique which calculates the weighted average cost of the capital used in a hotel investment. Combining the mortgage financing terms derived previously (namely, a 70% loan-to-value ratio and a 0.111856 debt service constant) with a cash-on-cash equity dividend rate of 12% produces the following overall capitalization rate.

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Table 10-26  Equity Yield Requirements
--------------------------------------------------------------------------------

                           Percent of       Rate of       Weighted
                             Value          Return         Average
                           ----------       -------       --------
         Mortgage             70 %     x    0.11186    =   0.07830
         Equity               30 %     x    0.13000    =   0.03900
                                                           -------
              Overall Capitalization Rate                  0.11730
--------------------------------------------------------------------------------

Because this overall rate will be used to capitalize net income ten years from the date of value, an upward adjustment is appropriate to reflect the uncertainty inherent in this extended period. For the purpose of this valuation, we will use a terminal capitalization rate of 12.0%.

As a point of reference, the terminal capitalization rate can be compared to the going-in rate implied by the subject property's estimated value. The going-in rate reflects the capitalization rate that would be applicable if the hotel were operating at a stabilized level as of the date of value. This rate is calculated by dividing the stabilized net income (expressed in current dollars as of the date of value) by the value indicated by the income capitalization approach. Generally, the terminal capitalization rate is approximately 100 to 200 basis points above the going-in rate.

Summary of Valuation Variables

The following table summarizes the valuation variables that have been used to estimate the subject property's value via the income capitalization approach.

================================================================================
Table 10-27  Summary of Valuation Variables
--------------------------------------------------------------------------------

Annual Net Income                            NI            See Ten-Year Forecast
Loan-to-Value Ratio                          M                    70.0%
Interest Rate                                i                     9.5%
Debt Service Constant                        f                 0.111856
Equity Yield                                 Ye                   22.0%
Brokerage and Legal Fees                     b                     3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years           fp                0.155277
Terminal Capitalization Rate                 Rr                   12.0%

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Valuation of the Mortgage and Equity Components

The valuation of the mortgage and equity components is accomplished through use of an algebraic equation that calculates the exact amount of debt and equity that the hotel will be able to support based on the anticipated cash flow (as derived from the forecast of income and expense) and the specific return requirements demanded by the mortgage lender (interest) and the equity investor (equity yield). The equation and the calculations associated with this simultaneous valuation formula are set forth in the Addenda to this report. Using the variables summarized above, we estimate the value of the subject property via the income capitalization approach at $3,140,000.

Proof of Value

The value is proven by calculating the yields to the mortgage and equity components during the projection period. If the mortgagee achieves a 9.5% yield and the equity yield is 22.0%, then $3,140,000 is the correct value by the income capitalization approach. Using the assumed financial structure set forth in the previous calculations, market value can be allocated between the debt and equity as follows.

         Mortgage Component (70%)                      $ 2,198,000
         Equity Component (30%)                            942,000
                                                       -----------
            Total                                      $ 3,140,000

The annual debt service is calculated by multiplying the mortgage component by the mortgage constant.

         Mortgage Component                            $ 2,198,000
         Mortgage Constant                                0.111856
                                                       -----------
            Annual Debt Service                        $   245,859

The cash flow to equity is calculated by deducting the debt service from the projected net income before debt service.

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Table 10-28  Forecast of Net Income to Equity
--------------------------------------------------------------------------------

              Net Income
             Available for                                         Net Income
Year          Debt Service               Debt Service              to Equity
--------------------------------------------------------------------------------
1997            $348,000         -         $246,000        =        $102,000
1998             378,000         -          246,000        =         132,000
1999             391,000         -          246,000        =         145,000
2000             401,000         -          246,000        =         155,000
2001             416,000         -          246,000        =         170,000
2002             428,000         -          246,000        =         182,000
2003             443,000         -          246,000        =         197,000
2004             456,000         -          246,000        =         210,000
2005             472,000         -          246,000        =         226,000
2006             485,000         -          246,000        =         239,000
--------------------------------------------------------------------------------

The equity residual at the end of the tenth year is calculated as follows.

         Reversionary Value  ($502,000 / 0.120 )         $ 4,183,000
         Less: Brokerage and Legal Fees                      126,000
         Less: Mortgage Balance                            1,583,000
                                                         -----------
                   Net Sale Proceeds to Equity           $ 2,474,000

The overall property yield (before debt service), the yield to the lender, and the yield to the equity position have been calculated by computer with the following results.

================================================================================
Table 10-29  Overall Property Yields
--------------------------------------------------------------------------------

                                                      Projected Yield
                                                 (Internal Rate of Return)
Position                         Value          Over 10-Year Holding Period
--------------------------------------------------------------------------------
Total Property                $3,140,000                    14.4%
Mortgage                       2,198,000                     9.4
Equity                           942,000                    22.0

--------------------------------------------------------------------------------

The following tables demonstrate that the property receives its anticipated yields, proving that the $3,140,000 value is correct based on the assumptions used in this approach.

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Table 10-30  Total Property Yield
--------------------------------------------------------------------------------

           Net Income Before          Present Worth of $1
Year          Debt Service              Factor at 14.4%            Cash Flow
--------------------------------------------------------------------------------
1997             $348,000        x          0.873955         =       $304,000
1998              378,000        x          0.763798         =        289,000
1999              391,000        x          0.667525         =        261,000
2000              401,000        x          0.583387         =        234,000
2001              416,000        x          0.509854         =        212,000
2002              428,000        x          0.445589         =        191,000
2003              443,000        x          0.389425         =        173,000
2004              456,000        x          0.340340         =        155,000
2005              472,000        x          0.297442         =        140,000
2006            4,543,000 *      x          0.259951         =      1,181,000
                                                                   ----------
                             Total Property Value                  $3,140,000

      * Tenth-year net income of $485,000 plus sales proceeds of $4,058,000

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Table 10-31  Mortgage Component Yield
--------------------------------------------------------------------------------

                                      Present Worth of $1          Discounted
Year          Debt Service              Factor at 9.5%             Cash Flow
--------------------------------------------------------------------------------
1997             $246,000        x          0.914195         =       $225,000
1998              246,000        x          0.835752         =        206,000
1999              246,000        x          0.764040         =        188,000
2000              246,000        x          0.698481         =        172,000
2001              246,000        x          0.638547         =        157,000
2002              246,000        x          0.583757         =        144,000
2003              246,000        x          0.533667         =        131,000
2004              246,000        x          0.487876         =        120,000
2005              246,000        x          0.446013         =        110,000
2006            1,829,000 *      x          0.407743         =        746,000
                                                                   ----------
                               Value of the Mortgage Component     $2,199,000

 * Tenth-year debt service of $246,000
      plus outstanding mortgage balance of $1,583,000

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Table 10-32  Equity Component Yield
--------------------------------------------------------------------------------

            Net Income               Present Worth of $1
Year        to Equity                  Factor at 22.0%              Cash Flow
--------------------------------------------------------------------------------
1997          $102,000         x           0.819758           =       $84,000
1998           132,000         x           0.672004           =        89,000
1999           145,000         x           0.550880           =        80,000
2000           155,000         x           0.451589           =        70,000
2001           170,000         x           0.370194           =        63,000
2002           182,000         x           0.303469           =        55,000
2003           197,000         x           0.248771           =        49,000
2004           210,000         x           0.203932           =        43,000
2005           226,000         x           0.167175           =        38,000
2006         2,714,000 *       x           0.137043           =       372,000
                                                                     --------
                              Value of the Equity Component          $943,000

 * Tenth-year net income to equity of $239,000 plus sales proceeds of $2,475,000

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Valuation Method Two: Discounted Cash Flow

The total property yield derived from the previous valuation method was 14.42%. After reviewing the total property yields indicated by recent hotel sales, which ranged from 6% to 18%, it is our opinion that a 14% discount factor is appropriate for the Howard Johnson Commack. The following table illustrates the discounted cash flow analysis using this 14% factor.

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Table 10-33  Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

                                        Discount
               Net                       Factor                    Discounted
Year          Income                    at 14.0%                    Cash Flow
--------------------------------------------------------------------------------
1997         $348,000          x         0.87719         =           $305,263
1998          378,000          x         0.76947         =            290,859
1999          391,000          x         0.67497         =            263,914
2000          401,000          x         0.59208         =            237,424
2001          416,000          x         0.51937         =            216,057
2002          428,000          x         0.45559         =            194,991
2003          443,000          x         0.39964         =            177,039
2004          456,000          x         0.35056         =            159,855
2005          472,000          x         0.30751         =            145,144
2006        4,542,833 *        x         0.26974         =          1,225,401

                                 Estimated Market Value:           $3,215,948
                                                  (Say):           $3,200,000

Reversion Analysis
11th Year Net Income                                               $  502,000
Capitalization Rate                                                     12.0%

Total Sales Proceeds                                               $4,183,333
Less: Broker & Legal Fees at 3.0%                                     125,500
                                                                   -----------
Net Sales Proceeds                                                 $4,057,833

      * Tenth-year net income of $485,000 plus sales proceeds of $4,057,833

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Conclusion

Based on our extensive experience in the hotel industry and comprehensive support provided by literature published by the Appraisal Institute, it is our opinion that the valuation procedure embodied by Method One most closely reflects the investment rationale of typical hotel buyers. As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis and Valuations,(1) Method Two (which discounts the projected net income and reversion using an overall discount rate, or total property yield) "does not consider the impact of mortgage debt, leverage and the specific equity demands of typical hotel investors. This technique is simple but less reliable because the derivation of the discount rate has little support." In light of this consideration, we have relied on the $3,140,000 value conclusion indicated by Method One.


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236

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11.   Sales Comparison Approach

The sales comparison approach is based on the assumption that an informed purchaser will pay no more for a property than the cost to acquire an existing property with equal utility. This approach estimates market value by considering the sales prices indicated by recent transactions involving properties that are similar to the property being appraised. Dissimilarities are resolved with appropriate adjustments; these differences may pertain to the date of sale, the age of the property, location, construction, condition, layout, equipment, size, or external economic factors. The reliability of the sales comparison approach depends on three factors:

1.    the availability of timely, comparable sales data;

2. an understanding of the true terms of the sales and the motivation of the buyer and seller;

3. the degree of comparability, or the extent of the adjustments needed to reflect differences between the subject property and the comparable property.

In appraising lodging facilities, it is often difficult to find an adequate number of recent sales involving hotels that are truly comparable to the subject property. Consequently, it may be necessary to consider transactions involving properties in different market areas, and the required adjustments greatly diminish the reliability of the conclusions. Moreover, it is virtually impossible for an observer to determine the true motivations of the buyers and sellers involved in transactions. Hotel acquisition often represents a highly ego-driven process in which a number of external, non-market factors influence the purchase price. Unless the appraiser can quantify these influences, there is no way of knowing whether the purchase price paid actually reflects market value. A final consideration is the degree of similarity between the subject property and the comparable; in most cases, the differences are significant enough to require numerous subjective and unsubstantiated adjustments. Each adjustment represents a potential for error,

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and thus diminishes the reliability of this approach. As a result of these shortcomings, the use of the sales comparison approach in valuing hotels is primarily as a check against the value indicated by the income capitalization approach.

Hotel values declined in many areas of the country during the late 1980s and early 1990s, although a rebound began in 1994 and 1995. The downturn, which began in most markets in 1988, was largely attributable to lower operating incomes caused by an oversupply of new hotel rooms constructed during the mid-1980s. Overbuilding resulted in flat or declining average rates and occupancies, which caused revenues to fall. A number of other factors exacerbated the situation. The national recession caused a drop in demand in many markets during the early 1990s, and the Persian Gulf War created a virtual freeze on travel in the beginning of 1991, further limiting hotel demand. Operating costs continued to rise despite poor market conditions, resulting in a decline in the net operating income of hotels throughout the nation. Because operating costs have a large fixed component, many lodging facilities experienced precipitous drops in net income.

As bottom-line profits eroded, many hotels were unable to meet debt service, and hundreds of properties entered foreclosure or bankruptcy. Lenders and government agencies soon became hotel owners. Because most financial institutions were preoccupied with their distressed real estate, very little mortgage capital was available and the nation suffered from a well-publicized credit crunch. Most hotel transactions that occurred during the early 1990s were financed by the property owners, who, in most cases, were lenders.

In the early 1990s, the primary market participants were owner-operators with the expertise to turn around under-performing properties. Hotels were out of favor with passive investors as a result of the industry's poor operating performance and the uncertainty of future appreciation. The wide disparity in buyer and seller expectations also limited the number of transactions. Many sellers were unwilling to accept the fact that the market value of their hotel investments had declined below the cost of the project or the original investment. Moreover, many owners were faced with a significant tax burden upon sale, further reducing their willingness to settle for a price that was below the original acquisition cost.

As a result of these market forces, there was very little sales activity involving large, high-quality hotels. The primary difficulty was the lack of

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properties available for sale; owners who were not forced to sell opted to wait for prices to recover. The few hotels that did enter the market generally attracted 15 to 20 interested bidders, mostly consisting of owner-operators. As a result of the competition for these few assets, the prices of better-quality hotels began to escalate rapidly. In response, more sellers have been encouraged to place their products on the market.

An indicator of this market trend is the number of hotel sales that have occurred during the past few years. HVS International tracks major hotel transactions of more than $10,000,000 on an annual basis. In 1992, the number of major transactions was 67; a slightly lower level of 52 was registered in 1993. This total increased significantly (to 92) in 1994, and the 1995 total is estimated to have been 104.

In tandem with escalating prices, hotels are again being considered by traditional financing sources, which had virtually abandoned the hospitality industry by the early 1990s. Although many lenders are still approaching the market with a high degree of caution, it is now possible to obtain third-party financing for hotel transactions. The mortgage loans that are now being made are subject to fairly stringent requirements: loan-to-value ratios remain in the 65% to 75% range. The qualification of the borrower is also a crucial consideration for most lenders.

We believe that the upward trend in both pricing and sales activity will continue as financing becomes more available and additional buyers (particularly passive investors) enter the market. Consequently, it is important to consider the date of the transactions used in the sales comparison approach. When the comparable sales are not recent enough to provide an accurate picture of the current market, it may be necessary to make upward adjustments to the values indicated by the sales comparison and income capitalization approaches in recognition of the recent escalation.

Comparable Sales

Based on information provided by the Hospitality Market Data Exchange and compiled by the six offices of HVS International, the following transactions involved hotels that appear to have some degree of comparability to the subject property.

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        Sale #1:
        --------
        Property:                  Quality Inn
        Location:                  Woodbury, New York
        Date of Sale:              August, 1995
        Sales Price:               $2,900,000
        Grantor:                   The Estate of Frederick Phillips, et. al.
        Grantee:                   Woodbury Realty Associates
        Year Opened:               1961
        Number of Rooms:           85
        Price per Room:            $34,118
        Confirmed By:              Goodman Marks Associates
        Comments:                  This property is located on Jericho Turnpike
                                   in Woodbury. The purchase price includes the
                                   furniture, fixtures and equipment, and is
                                   subject to a long-term lease for a restaurant
                                   on the premises.

        Sale #2:
        --------
        Property:                  Comfort Inn
        Location:                  Abingdon, Virginia
        Date of Sale               February, 1995
        Sales Price:               $2,600,000
        Grantor:                   B&R Enterprises
        Grantee:                   MRS
        Number of Rooms:           80
        Price per Room:            $32,500
        Confirmed by:              Broker

        Sale #3:
        --------
        Property:                  La Plata Super 8 Motel
        Location:                  9400 Chesapeake Street, La Plata, Maryland
        Date of Sale:              May, 1996
        Sales Price:               $1,350,000
        Grantors:                  Faisal J. and Bahjat Jodeh and Nidal Suleiman
        Grantees:                  JAD, Inc.; Rahit K. and Rohet C. Patel
        Year Opened:               1988
        Number of Rooms:           45
        Price per Room:            $30,000
        Confirmed By:              Rahit K. Patel; Charles County Clerk; Charles
                                   County Assessment Office

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        Comments:                  This property house a typical three-story
                                   Super 8 motel, which is reported to be in good condition

        Sale #4:
        --------
        Property:                  Quality Inn
        Location:                  6111 Arlington Blvd., Falls Church, Virginia
        Date of Sale:              September, 1995
        Sales Price:               $3,000,000
        Grantor:                   Third Hotel Associates
        Grantee:                   Virginia Hospitality Inc.
        Year Opened:               1966
        Number of Rooms:           108
        Price per Room:            $27,778
        Confirmed By:              Broker

        Sale #5:
        --------
        Property:                  Ramada Inn
        Location:                  Germantown, Maryland
        Date of Sale:              May, 1995
        Sales Price:               $5,350,000
        Grantor:                   Goldenrod Limited Partnership
        Grantee:                   Inn Keepers USA Limited Partnership
        Year Opened:               Not available
        Number of Rooms:           180
        Price per Room:            $29,722
        Confirmed By:              Eastdil Corp.
        Comments:                  This property was subsequently renovated and
                                   converted to a Hampton Inn

        Sale #6:
        --------
        Property:                  Days Inn
        Location:                  30 Wheeler Road, Burlington, Massachusetts
        Date of Sale:              June, 1995
        Sales Price:               $4,200,000
        Grantor:                   The First National Bank of Boston
        Grantee:                   Burlington Garden Level I, LP
        Year Opened:               1969
        Number of Rooms:           173
        Price per Room:            $24,277
        Confirmed By:              CB Commercial

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        Comments:                  The buyers have spent approximately
                                   $4,000,000 to convert the property to a
                                   Wyndham Garden.

In addition to considering the transactions outlined above, we have also reviewed the March, 1994 sale of the subject property. The details of this transaction are summarized as follows.

        Subject Property:
        -----------------
        Property:                  Howard Johnson - Commack
        Location:                  Commack, New York
        Date of Sale:              March, 1994
        Sales Price:               $2,610,602
        Grantor:                   Nippon Credit Bank, Ltd.
        Grantee:                   Chartwell/G.S.R. Hotels III Limited
                                   Partnership, an entity controlled by Ashford
                                   Financial Corp.
        Year Opened:               1971
        Number of Rooms:           109
        Price per Room:            $23,950
        Est. 1994 Occupancy:       55.1%
        Est. 1994 Average Rate:    $56.40
        Est. 1994 Rev. PAR:        $31.08

It is important to consider the terms and conditions pertaining to the subject property's sale. The Howard Johnson was acquired by Ashford Financial Corporation from Nippon Credit Bank, Ltd. in March of 1994 as part of a purchase of a mortgage loan secured by 15 hotel properties. The outstanding principal balance of the nonperforming mortgage loan at the time of acquisition was $72,840,000, and the purchase price was $18,730,000. At the time of the closing, the mortgage loan was the subject of a settlement agreement between Nippon Credit Bank, Ltd. and Northeast Hotel Association, Inc., which owned the subject property. The settlement agreement called for the conveyance of property deeds in lieu of foreclosure as well as a cash payment of $2,000,000 for the settlement of guaranty obligations. The price set forth above represents an allocation of the total package price rather than a negotiated value for this single asset. Based on our understanding of the terms of this transaction, we do not believe that this sale was reflective of the market value of the individual hotel.

The relevance of the transaction involving the subject property is also undermined by the significant change in market conditions that occurred

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between the date of this sale and the date of value of this appraisal. Areawide occupancy and average rate have improved in the intervening months, and this favorable trend is expected to continue. As previously discussed, the market for hotel investments has also improved significantly as a result of changes in lender and investor attitudes. Finally, the property itself has undergone a significant renovation, in which approximately $400,000 was spent to upgrade the facilities and amenities. For these reasons, it is our opinion that the March, 1994 sale of the subject property is not a reliable indicator of the hotel's current value.

Conclusion

Although the sales comparison approach may be useful in providing a value range and reflecting certain market characteristics, its applicability is limited by the numerous possible points of difference between the subject property and other hotels that have sold in recent years. These factors may include location, access, size, services and facilities offered, market conditions, chain affiliation, market orientation, management, rate structure, age, physical condition, date of sale, the highest and best use of the land, and the anticipated profitability of the operation. Circumstances surrounding a sale, such as financing terms, tax considerations, income guarantees, sales of partial interests, duress on the part of the buyer or seller, or a particular deal structure can also cause a disparity between the sales price and pure market value. Moreover, it is often difficult to determine the marketing periods that were necessary to consummate the transactions. It is extremely difficult to quantify the appropriate adjustment factors accurately because of their number and complexity, as well as the difficulty in obtaining specific, detailed information. Any attempt to manipulate the necessary adjustments is insupportable and purely speculative.

Because appraisers are expected to reflect the analytical processes and actions of typical buyers and sellers rather than to create a highly subjective valuation approach, the investment rationale of hotel owners is an essential consideration. As specialists in the valuation of hotels, we find that typical buyers purchase properties based on a thorough analysis of the anticipated economic benefits of property ownership, rather than on historical sales data.

In light of these factors, it is our opinion that the sales comparison approach is unsuitable for indicating a specific estimate of the subject property's market value; however, this approach may indicate a range of values that can be used to test the reasonableness of the value indicated by the income capitalization approach. Excluding the prior sale of the subject property,

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the sales prices range from approximately $24,100 to $34,100 per room, or $2,630,000 to $3,700,000 for the 109-unit subject property. The income capitalization approach indicates a value of $3,140,000, which falls within this range.

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12.   Cost Approach

The cost approach is founded on the principle of substitution, which implies that no prudent person will pay more for a property than the amount needed to acquire a site and construct a building of equal desirability and utility without undue delay. This approach estimates market value by first calculating the current cost of replacing the improvements. Appropriate deductions are made for depreciation resulting from physical deterioration, functional obsolescence, and external (economic) obsolescence, and the land value is added to the depreciated replacement cost to provide an estimate of market value. The cost approach employs the following steps.

1.    The current replacement or reproduction cost is estimated.

2. Land value is estimated using techniques such as allocation, extraction, or ground rent capitalization.

3. Accrued depreciation, which can be divided into physical deterioration, functional obsolescence, and external obsolescence, is estimated.

4. Total depreciation is deducted from the subject property's replacement cost, and the land value is added to arrive at an estimate of value via the cost approach.

When forming their purchase decisions regarding existing properties, market participants tend to consider the cost of developing a new hotel with optimal physical and functional utility. External conditions, such as a depressed market for real estate, can cause a property to be worth less than its replacement cost as new. The task of estimating the loss in value resulting from incurable functional and external obsolescence is highly subjective.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements age and begin to deteriorate, the loss in value resulting from physical obsolescence becomes increasingly difficult to quantify accurately. Loss in value

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attributable to functional obsolescence can be even more difficult to determine.

The subject property was constructed in 1971, and thus is approximately 25 years old as of the date of this appraisal. At the time of our inspection, the hotel was in fair condition, and we note that its design includes interior corridors. In addition to guestrooms, the Howard Johnson is equipped with a breakfast lounge (where continental breakfast is served) and an outdoor swimming pool.

The depressed hotel market conditions that prevailed in the late 1980s and the early 1990s have also led to a degree of external obsolescence. In our opinion, it is impossible to identify and quantify the impact of the various types of depreciation and obsolescence on the property's value with any accuracy, so we will only estimate the hotel's replacement cost.

Replacement Cost

Replacement cost is the current construction cost of a building with the same utility as the subject property, but built with modern materials and according to current construction and design standards. For the purpose of estimating the replacement cost of the subject property, we have used a hotel development cost survey conducted by HVS International. This survey is published annually in a newsletter entitled The Hotel Valuation Journal, and appeared in the May issue of Lodging Hospitality. The survey presents the range of per-room costs associated with various components of hotel development, including the improvements, the furniture, fixtures, and equipment, pre-opening expenses, and operating capital. Statistics are compiled for three broad categories of hotels: luxury, standard, and economy. The results of this survey are presented in the following table.

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Table 12-1  Hotel Development Cost Survey (Amounts per Room)
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                   Improvements     Furniture & Equipment    Pre-Opening     Operating Capital          Total         Percent Change
------------------------------------------------------------------------------------------------------------------------------------
1976
   Luxury       $32,000 - $55,000     $5,000 - $10,000     $1,000 - $2,000    $1,000 - $1,500     $39,000 - $68,500     ---  -  ---
   Standard      20,000 -  32,000      3,000 -   6,000        750 -  1,000       750 -  1,000      24,500 -  40,000     ---  -  ---
   Economy        8,000 -  15,000      2,000 -   4,000        500 -  1,000       500 -    750      11,000 -  20,750     ---  -  ---
1979
   Luxury        36,000 -  65,000      8,000 -  15,000      1,500 -  3,000     1,500 -  2,000      47,000 -  85,000     6.8  -  8.0
   Standard      25,000 -  36,000      5,000 -  10,000      1,000 -  2,000     1,000 -  1,500      32,000 -  49,500    10.2  -  7.9
   Economy       10,000 -  20,000      3,000 -   5,000        750 -  1,000       750 -  1,000      14,500 -  27,000    10.6  - 10.0
1981
   Luxury        45,000 -  80,000     10,000 -  20,000      2,000 -  3,500     2,000 -  2,500      59,000 - 106,000    12.8  - 12.4
   Standard      25,000 -  40,000      7,000 -  13,000      1,200 -  2,500     1,200 -  2,000      34,400 -  57,500     3.8  -  8.1
   Economy       13,000 -  25,000      4,000 -   7,000        700 -  1,200       900 -  1,200      18,600 -  34,400    14.1  - 13.7
1983
   Luxury        55,000 - 100,000     12,500 -  20,000      2,300 -  4,000     2,000 -  2,800      71,800 - 126,800    10.8  -  9.8
   Standard      35,000 -  50,000      9,000 -  15,000      1,400 -  3,000     1,300 -  2,200      46,700 -  70,200    17.9  - 11.0
   Economy       18,000 -  32,000      5,000 -   8,000        800 -  1,500       900 -  1,300      24,700 -  42,800    16.4  - 12.2
1985
   Luxury        60,000 - 115,000     13,400 -  30,000      3,000 -  5,000     2,100 -  3,100      78,500 - 153,100     4.7  - 10.4
   Standard      38,000 -  57,000      9,500 -  16,500      1,900 -  3,600     1,500 -  2,500      50,900 -  79,600     4.5  -  6.7
   Economy       20,000 -  36,000      5,000 -   8,800      1,000 -  1,700     1,000 -  1,500      27,000 -  48,000     4.7  -  6.1
1986
   Luxury        62,000 - 120,000     13,700 -  30,600      3,100 -  5,200     2,300 -  3,100      81,100 - 158,900     3.3  -  3.8
   Standard      39,000 -  60,000      9,700 -  16,800      2,000 -  3,800     1,500 -  2,600      52,200 -  83,200     2.6  -  4.5
   Economy       21,000 -  37,000      5,100 -   9,000      1,000 -  1,800     1,100 -  1,500      28,200 -  49,300     4.4  -  2.7
1987
   Luxury        63,000 - 122,000     13,800 -  30,900      3,300 -  5,500     2,300 -  3,200      82,400 - 161,600     1.6  -  1.7
   Standard      40,000 -  61,000      9,800 -  16,800      2,100 -  3,900     1,500 -  2,600      53,400 -  84,300     2.3  -  1.3
   Economy       21,000 -  39,000      5,200 -   9,100      1,100 -  1,800     1,100 -  1,500      28,400 -  51,400     0.7  -  4.3
1988
   Luxury        65,000 - 125,000     14,000 -  31,000      3,300 -  5,500     2,300 -  3,200      84,600 - 164,700     2.7  -  1.9
   Standard      41,000 -  63,000     10,000 -  17,100      2,100 -  3,900     1,500 -  2,600      54,600 -  86,600     2.2  -  2.7
   Economy       22,000 -  40,000      5,200 -   9,100      1,100 -  1,800     1,100 -  1,500      29,400 -  52,400     3.5  -  1.9
1989
   Luxury        66,000 - 126,000     15,000 -  32,000      3,300 -  5,500     2,300 -  3,200      86,600 - 166,700     2.4  -  1.2
   Standard      41,000 -  64,000     10,500 -  18,000      2,100 -  3,900     1,500 -  2,600      55,100 -  88,500     0.9  -  2.2
   Economy       22,000 -  40,000      5,500 -   9,700      1,100 -  1,800     1,100 -  1,500      29,700 -  53,000     1.0  -  1.1
1990
   Luxury        67,000 - 128,000     15,400 -  33,000      3,500 -  5,700     2,500 -  3,500      88,400 - 170,200     2.1  -  2.1
   Standard      42,000 -  65,000     10,800 -  18,500      2,200 -  4,000     1,600 -  2,800      56,600 -  90,300     2.7  -  2.0
   Economy       22,500 -  41,000      5,600 -  10,000      1,200 -  1,800     1,200 -  1,600      30,500 -  54,400     2.7  -  2.6
1991
   Luxury        65,000 - 122,000     14,500 -  31,500      3,700 -  5,900     2,600 -  3,600      85,800 - 163,000    (2.9) - (4.2)
   Standard      40,000 -  63,000     10,000 -  17,800      2,300 -  4,200     1,700 -  2,900      54,000 -  87,900    (4.6) - (2.7)
   Economy       21,000 -  39,000      5,000 -   9,500      1,300 -  2,000     1,300 -  1,700      28,600 -  52,200    (6.2) - (4.0)
1992
   Luxury        64,000 - 120,000     14,200 -  30,900      3,800 -  6,100     2,700 -  3,700      84,700 - 160,700    (1.3) - (1.4)
   Standard      39,000 -  62,000      9,800 -  17,400      2,300 -  4,400     1,800 -  3,000      52,900 -  86,800    (2.0) - (1.3)
   Economy       21,000 -  38,000      4,900 -   9,300      1,400 -  2,100     1,300 -  1,800      28,600 -  51,200     0.0  - (1.9)
1993
   Luxury        63,000 - 119,000     14,000 -  30,500      3,900 -  6,200     2,800 -  3,800      83,700 - 159,500    (1.2) - (0.7)
   Standard      39,000 -  61,000      9,700 -  17,200      2,300 -  4,500     1,800 -  3,000      52,800 -  85,700    (0.2) - (1.3)
   Economy       21,000 -  38,000      4,900 -   9,200      1,400 -  2,100     1,300 -  1,800      28,600 -  51,100     0.0  - (0.2)
1994
   Luxury        64,000 - 121,000     14,300 -  31,100      3,900 -  6,200     2,800 -  3,800      85,000 - 162,100     1.6  -  1.6
   Standard      40,000 -  63,000     10,000 -  17,600      2,400 -  4,600     1,800 -  3,000      54,200 -  88,200     2.7  -  2.9
   Economy       22,000 -  40,000      5,100 -   9,500      1,500 -  2,200     1,300 -  1,800      29,900 -  53,500     4.5  -  4.7
1995
   Luxury        65,000 - 124,000     14,800 -  32,300      4,100 -  6,400     2,900 -  4,000      86,800 - 166,700     2.1  -  2.8
   Standard      41,000 -  65,000     10,400 -  18,300      2,500 -  4,800     1,900 -  3,100      55,800 -  91,200     3.0  -  3.4
   Economy       23,000 -  42,000      5,400 -   9,900      1,600 -  2,300     1,300 -  1,800      31,300 -  56,000     4.7  -  4.7

                    Average Annual Compounded Percent Change:

1976 - 1995:  Luxury    4.3% - 4.8%        1986 - 1995:  Luxury    0.8% -  0.5%
              Standard  4.4% - 4.4%                      Standard  0.7% -  1.0%
              Economy   5.7% - 5.4%                      Economy   1.2% -  1.4%

--------------------------------------------------------------------------------

HVS International, Mineola, New York                          Cost Approach  129
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As illustrated by the previous table, hotel development costs rose significantly during the late 1970s and the early 1980s; however, the rate of increase slowed substantially in 1987. In 1991, hotel development costs declined for the first time since 1976. Further drops of as much as 2.0% were registered in 1992. Between 1986 and 1990, average annual compounded increases ranged from 1.7% to 2.5%. Costs rose slowly (at average annual compounded rates ranging from 0.5% to 1.4%) between 1986 and 1995, largely as a result of the declines in 1991, 1992, and 1993. In 1995, hotel development costs started to escalate more rapidly, reaching 4.7% in the economy segment. As more hotels are developed, we expect costs to continue to rise.

Because the replacement cost tends to set the upper limit of a particular hotel's value, this figure is relevant to our analysis. We estimate the replacement cost of the subject property as follows, based on the development cost survey discussed earlier.

================================================================================
Table 12-2  Subject Property's Replacement Cost
--------------------------------------------------------------------------------

                                      Cost         No. of
   Hotel Cost                       per Room        Rooms          Total Cost
   --------------------------------------------------------------------------
   Building                         $35,000          109           $3,815,000
   FF&E                               8,000          109              872,000
   Pre-Opening                        2,000          109              218,000
   Operating Capital                  1,800          109              196,200
   --------------------------------------------------------------------------
       Totals                       $46,800                        $5,101,200

--------------------------------------------------------------------------------

Ground Lease Approach to Land Valuation

Land value may be estimated either by the sales comparison approach, using comparable land sales, or by the ground lease approach, which is based on the economic value generated by an improvement that represents the property's highest and best use. Because it is unusual to find recent sales of comparable vacant land that is slated for imminent hotel development, we have used the ground lease approach to determine the subject property's land value.

Hotels are often constructed on leased land, and although lease terms differ somewhat, the basis for the rental calculation is frequently tied to a percentage of revenue. By applying a typical ground lease rental formula to the subject property's stabilized revenues, the appraiser can determine the hotel's economic rent, or what is also known as the income attributable to the

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land. Land value is then calculated by dividing the economic rent by an appropriate capitalization rate.

The self-adjusting aspect of this approach is key to its reliability. Because the rental formula is tied to a percentage of revenue that inherently reflects both the locational attributes of the site (occupancy and rate) and the allowable density of development, the resulting economic ground rent justly represents the greatest net return to the land over a given period. Because the Howard Johnson Commack appears to represent the highest and best use of the property, the ground lease approach is an appropriate method of determining land value.

We have researched long-term hotel ground leases in search of rental formulas that are based on a percentage of rooms revenue or on a combination of rooms, food, and beverage revenue. This analysis indicates that economic ground rents for hotels similar to the subject property typically range from 2.7% to 7.8% of rooms revenue. Although this range is quite broad, most of the formulas yield rental percentages of between 4.0% and 5.0% of rooms revenue.

After considering these comparable ground leases and the locational attributes of the subject property, we believe the appropriate economic ground rental percentage is 4.5% of stabilized rooms revenue. The subject property's stabilized rooms revenue has been deflated to reflect 1997 dollars. The following calculation shows the derivation of the subject property's economic ground rent.

      Stabilized Rooms Revenue  (1997 dollars)                 $ 1,614,040
      Rental Percentage                                              0.045
                                                               -----------
          Economic Ground Rent                                 $    72,632

Rent generated by a ground lease represents a fairly low-risk income flow. Because the tenant improvements typically amount to more than eight times the value of the land, the risk of default is low. When the ground lease terms are tied to rooms revenue, the landlord is also protected from the adverse effects of inflation. Based on these risk factors and the current cost of long-term capital, we estimate the appropriate ground rental overall capitalization rate at 10%. Applying this indicated capitalization rate to the subject property's economic ground rent yields the following estimate of land value.

HVS International, Mineola, New York                          Cost Approach  131
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       Economic Ground Rent          $72,632       $ 726,318
     ------------------------  =  ------------  =
       Capitalization Rate             0.10

     Estimated Land Value (Say)                    $ 730,000

A new hotel's land value typically ranges from 10% to 20% of the overall value. The estimate of land value presented above is approximately 23% of the subject property's total value as indicated by the income capitalization approach.

Replacement Cost

Combining the replacement cost of the property with the land value yields the subject property's total replacement cost.

================================================================================
Table 12-3  Total Replacement Cost
--------------------------------------------------------------------------------

      Cost of the Improvements and FF&E                       $ 5,101,200
      Land Value                                                  730,000
                                                              -----------
      Total Replacement Cost                                  $ 5,831,200
      (Say)                                                   $ 5,800,000

--------------------------------------------------------------------------------

If a property's replacement cost is significantly higher than the values indicated by the income capitalization and sales comparison approaches, it may indicate that an upward adjustment of these values is appropriate. This would also reduce the probability of new hotel development, which is not likely to be feasible under those conditions. This creates an effective barrier to entry for new competition, thus reducing the risk associated with the subject property's income-generating potential. An upward adjustment of the value indicated by the income capitalization approach is also justified by this barrier to entry.

We find that knowledgeable hotel buyers generally base their purchase decisions on economic factors, such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, it is our opinion that the cost approach is inapplicable in estimating the market value of the Howard Johnson Commack. However, we have estimated the subject property's replacement cost as new, which may set the upper limit of the hotel's value.

HVS International, Mineola, New York    Reconciliation of Value Indications  132
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================================================================================
13.   Reconciliation of Value Indications

The reconciliation, which is the last step in the appraisal process, involves summarizing and correlating the data and procedures employed throughout the analysis. The final conclusion of value is arrived at after reviewing the estimates indicated by the income capitalization, sales comparison, and cost approaches. The relative significance, applicability, and defensibility of each indicated value is considered, and the greatest weight is given to that approach deemed most appropriate for the property being appraised.

The purpose of this report is to estimate the market value of the fee simple interest in the subject property. Our appraisal involves a careful analysis of the property itself and the economic, demographic, political, physical, and environmental factors that influence real estate values. Based on the data set forth in this report, the following value indications were developed.

            Approach                               Value Indication
            --------                               ----------------

            Income Capitalization                     $3,140,000
            Sales Comparison                    $2,630,000 - $3,700,000
            Cost (Replacement Cost)                   $5,800,000

Income  Capitalization Approach

To estimate the subject property's value via the income capitalization approach, we analyzed the local market for transient accommodations, examined the competitive environment, projected occupancy and average rate levels, and developed a forecast of income and expense that reflects anticipated income trends and cost components through a stabilized year of operation. The subject property's projected net income before debt service was then allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component was calculated; the total of the mortgage and equity components equates to the value of the property.

HVS International, Mineola, New York    Reconciliation of Value Indications  133
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Our nationwide experience indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the hotel investors who constitute the marketplace. For this reason, we believe that the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in our final estimate of the subject property's market value.

Sales Comparison Approach

The sales comparison approach uses actual sales of similar properties to provide an indication of the subject property's value. The strength of this approach is that it measures value based on the investment decisions made by actual buyers and sellers. Although we have investigated a number of sales in an attempt to develop a range of value indications, several adjustments are necessary to render the sales prices applicable to the subject property. These adjustments, which are numerous and highly subjective, diminish the reliability of the sales comparison approach. Furthermore, we find that typical hotel investors employ a sales comparison procedure only to establish broad value parameters.

The hotel sales outlined earlier in this report indicate a value range of $24,100 to $34,100 per available room. The income capitalization approach indicates a per-room value of approximately $28,800. This information suggests that a slight upward adjustment of the value indicated by the income capitalization approach may be warranted.

Cost Approach

To estimate the subject property's value via the cost approach, we estimated the current replacement cost of the property and added the land value. We give the cost approach limited weight in arriving at a final value estimate, because knowledgeable buyers of lodging facilities generally base their purchase decisions on economic factors (such as projected net income and return on investment) rather than on a property's depreciated replacement cost.

The replacement cost estimate developed via the cost approach can help to corroborate the results of the income capitalization and sales comparison approaches to value. If the replacement cost is substantially higher or lower than the value indicated by the income capitalization approach, an upward or downward adjustment of the income capitalization approach value may be necessary. In the case of the subject property, the replacement cost is higher than the value indicated by the income capitalization approach or the sales comparison approach. This suggests that a slight

HVS International, Mineola, New York    Reconciliation of Value Indications  134
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upwards adjustment to the value indicated by the income capitalization approach may be warranted.

Value Conclusion

Careful consideration has been given to the strengths and weaknesses of the three approaches to value discussed above. In recognition of the purpose of this appraisal, we have given primary weight to the value indicated by the income capitalization approach and made some subjective adjustments based on the sales comparison approach, the replacement cost estimate, and our extensive experience in the hospitality industry. It is our opinion that the market of the fee simple interest in the Howard Johnson Commack, as of January 1, 1997, is:

                                   $3,200,000

                   THREE MILLION TWO HUNDRED THOUSAND DOLLARS

The estimate of market value includes the land, the improvements, and the furniture, fixtures, and equipment. The appraisal assumes that the hotel is open and operational.

This value estimate equates to roundly $29,358 per room, which is well supported by market sales and approximately 1.8% higher than the value indicated by the income capitalization approach. The estimate of value assumes either the availability of third-party financing or the willingness and capability of the seller to take back purchase-money financing so that a buyer can obtain the level of debt set forth in the Income Capitalization Approach section of this appraisal.

Marketing Period

Our estimate of market value assumes a marketing period of six to nine months. Under normal economic conditions, hotels are transferred within this time frame.

Personal Property

In accordance with the appraisal standards set forth by the Office of the Comptroller of the Currency, it is necessary for bank appraisals to identify and value any personal property, fixtures, or intangible items that are included in the appraisal and discuss their impact on the overall estimate of market value. A hotel's income-generating ability depends on a suitable inventory of furniture, fixtures, and equipment. Removal of these items can decrease the property value by as much as the cost to replace the inventory plus the loss of income incurred while the hotel cannot function.

HVS International, Mineola, New York    Reconciliation of Value Indications  135
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A hotel's personal property consists of a wide variety of components, including bedroom furnishings, bathroom fixtures, restaurant and kitchen equipment, front office and accounting computers, exterior signs, and similar items. Our inspection of the Howard Johnson Commack indicates that the personal property and fixtures are in fair condition.

Based on an annual construction cost survey conducted by HVS International, we estimate the total replacement cost of the subject property's furniture, fixtures, and equipment at $8,000 per available room. Assuming an average useful life of ten years and an effective age of seven years, the value of the furniture, fixtures, and equipment currently in place is approximately $2,400 per room, or a total of $261,600. Hotels have both business and real estate components; without the business expertise necessary to operate the facility, a hostelry would have little real estate value. Because furniture, fixtures, and equipment are essential to a hotel's income-generating ability and are seldom removed from the property or sold separately, the separation of the personal property component from the real property is not particularly meaningful.

The Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) stipulates that "...any business interest or other intangible item should be valued separately within the appraisal."(1)


(1)   Federal Register, Vol. 55, No. 143, July 25, 1990, p. 30205.

HVS International, Mineola, New York          Statement of Assumptions and   136
                                              Limiting Conditions
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================================================================================
14.   Statement of Assumptions and Limiting Conditions

1.    This report is to be used in whole and not in part.

2. No responsibility is assumed for matters of a legal nature, nor do we render any opinion as to title, which is assumed to be marketable and free of any deed restrictions and easements. The property is valued as though free and clear unless otherwise stated.

3. We assume that there are no hidden or unapparent conditions of the sub-soil or structures, such as underground storage tanks, that would render the property more or less valuable. No responsibility is assumed for these conditions or for any engineering that may be required to discover them.

4. We have not considered the presence of potentially hazardous materials such as asbestos, urea formaldehyde foam insulation, PCBs, any form of toxic waste, polychlorinated biphengyls, pesticides, or lead-based paints. The appraisers are not qualified to detect hazardous substances, and we urge the client to retain an expert in this field if desired.

5. The Americans with Disabilities Act (ADA) became effective on January 26, 1992. We have conducted no specific compliance survey to determine whether the subject property is operating in accordance with the various detailed requirements of the ADA. It is possible that the property does not conform to the requirements of the act, and this could have an unfavorable effect on value. Because we have no direct evidence regarding this issue, our estimate of value does not consider possible non-compliance with the ADA.

6. We have made no survey of the property, and we assume no responsibility in connection with such matters. Sketches, photographs, maps, and other exhibits are included to assist the reader in visualizing the property. It is assumed that the use of the land and improvements is

HVS International, Mineola, New York          Statement of Assumptions and   137
                                              Limiting Conditions
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      within the boundaries of the property described, and that there is no encroachment or trespass unless noted.

7. All information, financial operating statements, estimates, and opinions obtained from parties not employed by HVS International are assumed to be true and correct. We can assume no liability resulting from misinformation.

8. Unless noted, we assume that there are no encroachments, zoning violations, or building violations encumbering the subject property.

9. The property is assumed to be in full compliance with all applicable federal, state, local, and private codes, laws, consents, licenses, and regulations (including a liquor license where appropriate), and that all licenses, permits, certificates, franchises, and so forth can be freely renewed or transferred to a purchaser.

10. All mortgages, liens, encumbrances, leases, and servitudes have been disregarded unless specified otherwise.

11. None of this material may be reproduced in any form without our written permission, and the report cannot be disseminated to the public through advertising, public relations, news, sales, or other media.

12. We are not required to testify or appear in court by reason of this analysis without previous arrangements, and only when our standard per diem fees and travel costs are paid prior to the appearance.

13. If the reader is making a fiduciary or individual investment decision and has any questions concerning the material presented in this report, it is recommended that the reader contact us.

14. We take no responsibility for any events or circumstances that take place subsequent to either the date of value or the date of our field inspection, whichever occurs first.

15. The quality of a lodging facility's on-site management has a direct effect on a property's economic viability and value. The financial forecasts presented in this analysis assume responsible ownership and competent management. Any departure from this assumption may have a significant impact on the projected operating results and the value estimate.

16. The estimated operating results presented in this report are based on an evaluation of the overall economy, and neither take into account nor

HVS International, Mineola, New York          Statement of Assumptions and   138
                                              Limiting Conditions
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      make provision for the effect of any sharp rise or decline in local or national economic conditions. To the extent that wages and other operating expenses may advance during the economic life of the property, we expect that the prices of rooms, food, beverages, and services will be adjusted to at least offset those advances. We do not warrant that the estimates will be attained, but they have been prepared on the basis of information obtained during the course of this study and are intended to reflect the expectations of a typical hotel buyer.

17. This analysis assumes continuation of all Internal Revenue Service tax code provisions as stated or interpreted on either the date of value or the date of our field inspection, whichever occurs first.

18. Many of the figures presented in this report were generated using sophisticated computer models that make calculations based on numbers carried out to three or more decimal places. In the interest of simplicity, most numbers have been rounded to the nearest tenth of a percent. Thus, these figures may be subject to small rounding errors.

19. It is agreed that our liability to the client is limited to the amount of the fee paid as liquidated damages. Our responsibility is limited to the client, and use of this report by third parties shall be solely at the risk of the client and/or third parties. The use of this report is also subject to the terms and conditions set forth in our engagement letter with the client.

20. Appraising hotels is both a science and an art. Although this analysis employs various mathematical calculations to provide value indications, the final estimate is subjective and may be influenced by our experience and other factors not specifically set forth in this report.

21. Any distribution of the total value between the land and improvements or between partial ownership interests applies only under the stated use. Moreover, separate allocations between components are not valid if this report is used in conjunction with any other analysis.

22. This study was prepared by Hospitality Valuation Services, a division of Hotel Consulting Services, Inc. All opinions, recommendations, and conclusions expressed during the course of this assignment are rendered by the staff of Hotel Consulting Services, Inc. as employees, rather than as individuals.

HVS International, Mineola, New York                         Certification   139
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================================================================================
15.   Certification

We, the undersigned appraisers, hereby certify:

1. that the statements and opinions presented in this report, subject to the limiting conditions set forth, are correct to the best of our knowledge and belief;

2. that Sean A. Hehir and Anne R. Lloyd-Jones personally inspected the property described in this report; that Stephen Rushmore participated in the analysis and reviewed the findings but did not personally inspect the property;

3. that we have no current or contemplated interests in the real estate that is the subject of this report;

4. that we have no personal interest or bias with respect to the subject matter of this report or the parties involved;

5. that this report sets forth all of the limiting conditions (imposed by the terms of this assignment) affecting the analyses, opinions, and conclusions presented herein;

6. that the fee paid for the preparation of this report is not contingent upon our conclusions;

7. that this report has been prepared in accordance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute;

8. that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives;

9. that this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (as adopted by the Appraisal Foundation);

HVS International, Mineola, New York                         Certification   140
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10. that no one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report;

11. that as of the date of this report, Stephen Rushmore has completed the requirements of the continuing education program of the Appraisal Institute;

12. that this appraisal is not based on a requested minimum value, a specific value, or the approval of a loan.


                                                Sean A. Hehir
                                                -------------------------------
                                                Sean A. Hehir
                                                Consulting and Valuation Analyst
                                                Hotel Consulting Services, Inc.


                                                Anne R. Lloyd-Jones
                                                -------------------------------
                                                Anne R. Lloyd-Jones, CRE
                                                Senior Vice President
                                                Hotel Consulting Services, Inc.


                                                Stephen Rushmore
                                                -------------------------------
                                                Stephen Rushmore, CRE, MAI, CHA
                                                President
                                                Hotel Consulting Services, Inc.

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

                          View of the Subject Property


                               [GRAPHIC OMITTED]

                      View of the Subject Property's lobby

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

            View of a guestroom with jacuzzi at the Subject Property


                               [GRAPHIC OMITTED]

        View of a guestroom with two double beds at the Subject Property

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

             View of the guestroom corridor at the Subject Property

HVS International, Mineola, New York         Photographs of the Subject Property
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                               [GRAPHIC OMITTED]

              View of the breakfast lounge at the Subject Property

HVS International, Mineola, New York              Photographs of the Competition
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                               [GRAPHIC OMITTED]

                             Hampton Inn - Commack

                               [GRAPHIC OMITTED]

                             Hampton Inn - Islandia

                                                Howard Johnson B&B - Commack, NY

                                    SMITHTOWN

                                   SCHEDULE A

ALL THAT CERTAIN PLOT, PIECE, OR PARCEL OF LAND, SITUATE, LYING, AND BEING AT COMMACK, TOWN OF SMITHTOWN, COUNTY OF SUFFOLK AND STATE OF NEW YORK BEING MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS::

BEGINNING AT A POINT ON THE WESTERLY SIDE OF WICKS ROAD DISTANT 137.14 FEET NORTHERLY FROM THE NORTHEASTERLY END OF A STRAIGHT LINE CONNECTING THE WESTERLY SIDE OF WICKS ROAD WITH THE NORTHERLY SIDE OF LONG ISLAND EXPRESSWAY (VANDERBILT MOTOR PARKWAY);

RUNNING THENCE SOUTH 83 DEGREES, 36 MINUTES, 00 SECONDS WEST 401.94 FEET TO A POINT AND LAND NOW OR FORMERLY OF PAY-LESS MINI WAREHOUSE;

THENCE NORTH 4 DEGREES, 21 MINUTES, 00 SECONDS EAST ALONG LAST MENTIONED LAND AND LAND OF RWS REALTY CORP. 548.36 FEET TO A POINT;

THENCE NORTH 83 DEGREES, 36 MINUTES, 00 SECONDS EAST ALONG LAST MENTIONED LAND AND LAND NOW OR FORMERLY OF SUFFOLK COUNTY GIRL SCOUT COUNCIL, 264.47 FEET TO THE WESTERLY SIDE OF MORELAND ROAD (WICKS ROAD);

THENCE ALONG THE WESTERLY SIDE OF MORELAND ROAD (WICKS ROAD) THE FOLLOWING TWO COURSES AND DISTANCES:

1) SOUTH 10 DEGREES, 20 MINUTES, 10 SECONDS EAST 520.39 FEET TO A POINT;

2) SOUTH 4 DEGREES, 50 MINUTES, 30 SECONDS EAST 19.58 FEET TO THE POINT OR PLACE OF BEGINNING.

TOGETHER WITH AN EASEMENT IN COMMON WITH OTHERS OVER THE FOLLOWING DESCRIBED PREMISES FOR ACCESS TO AND FROM VANDERBILT MOTOR PARKWAY:

BEGINNING AT A POINT ON THE NORTHERLY SIDE OF LONG ISLAND EXPRESSWAY (VANDERBILT MOTOR PARKWAY) DISTANT 123.57 FEET WESTERLY FROM THE SOUTHWESTERLY END OF A STRAIGHT LINE CONNECTING THE NORTHERLY SIDE OF LONG ISLAND EXPRESSWAY WITH THE WESTERLY SIDE OF WICKS ROAD;

RUNNING THENCE SOUTH 83 DEGREES, 36 MINUTES, 00 SECONDS WEST ALONG THE NORTHERLY SIDE OF LONG ISLAND EXPRESSWAY 50 FEET;

THENCE NORTH 6 DEGREES, 24 MINUTES, 00 SECONDS WEST 170 FEET;

THENCE NORTH 83 DEGREES, 36 MINUTES, 00 SECONDS EAST 50 FEET;

THENCE SOUTH 6 DEGREES, 24 MINUTES, 00 SECONDS EAST 170 FEET TO THE NORTHERLY SIDE OF LONG ISLAND EXPRESSWAY AND THE POINT OR PLACE OF BEGINNING.

EXCEPTING THEREFROM SO MUCH OF THE ABOVE DESCRIBED PREMISES THAT WAS CONVEYED TO THE TOWN OF SMITHTOWN FOR THE WIDENING OF WICKS ROAD BY DEED DATED 8/23/72, RECORDED 11/30/72 IN LIBER 7293 CP 187.

HVS International, Mineola, New York      Synopsis of Hotel Management Agreement
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Synopsis of Hotel Management Agreement

Date:                     May, 1994

Owner:                    Chartwell/G.S.R. Hotels III Limited Partnership

                          (Ashford Financial Corp.)

Manager:                  Remington Hotel Company

Premises:                 Howard Johnson Motor Lodge, Commack, New York

Term:                     15 years

Renewal: Operator option for two successive periods of five years

Management Fee:           3% of gross revenues

Reserve for Replacement:  3% of gross revenues

Termination:              1) Upon default by owner or manager

                          2) Upon death or incapacitation of Archie Bennett,
                             Jr., president of Remington Hotel Company

                          3) Upon a sale of the property (at the owner's option)

HVS International, Mineola, New York           Simultaneous Valuation Formula  1
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================================================================================
The Simultaneous Valuation Formula as Used in the Valuation of the Subject
      Property

The algebraic equation known as the simultaneous valuation formula, which solves for the total property value using a ten-year mortgage and equity technique, was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of Hospitality Valuation Services. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(1)

The process of solving for the value of the mortgage and equity components begins by deducting the annual debt service from the projected income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value using the terminal capitalization rate. The equity residual, which is the total reversionary value less the mortgage balance at that point in time and less any brokerage and legal costs associated with the sale, is discounted to the date of value at the equity yield rate. The net income to equity for each projection year is also discounted back to the date of value. The sum of these discounted values equals the value of the equity component. Because the equity component comprises a specific percentage of the total value, the value of the mortgage and the total property can be computed easily. This process can be expressed in two algebraic equations that set forth the mathematic relationships between the known and unknown variables using the following symbols.


(1) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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NI    =  Net income available for debt service

V     =  Value

M     =  Loan-to-value ratio

f     =  Annual debt service constant

n     =  Number of years in the projection period

d(e)  =  Annual cash available to equity

d(r)  =  Residual equity value

b     =  Brokerage and legal cost percentage

P     =  Fraction of the loan paid off during the projection period

f(p) = Annual constant required to amortize the entire loan during the projection period

R(r) = Overall terminal capitalization rate applied to net income to calculate the total property reversion (sales price at the end of the projection period)

1/S^n =  Present worth of a $1 factor (discount factor) at the equity yield rate

Using these symbols, the following formulas can be used to express some of the components of this mortgage and equity valuation process.

Debt Service - A property's debt service is calculated by first determining the mortgage amount that equals the total value (V) multiplied by the loan-to-value ratio (M). Debt service is derived by multiplying the mortgage amount by the annual debt service constant (f). The following formula represents debt service.

                            f x M x V = Debt Service

Net Income to Equity (Equity Dividend) - The net income to equity (de) is the property's net income before debt service (NI) less debt service. The following formula represents the net income to equity.

                              NI - (f x M x V) = d(e)

Reversionary Value - The value of the hotel at the end of the tenth year is calculated by dividing the 11th-year net income before debt service (NI^11) by

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the terminal capitalization rate (R(r)). The following formula represents the property's tenth-year reversionary value.

                        (NI^11/R(r)) = Reversionary Value

Brokerage and Legal Costs - When a hotel is sold, certain costs are associated with the transaction. Normally, the broker is paid a commission and the attorney collects legal fees. In the case of hotel transactions, brokerage and legal costs typically range from 1% to 4% of the sales price. Because these expenses reduce the proceeds to the seller, they are usually deducted from the reversionary value in the mortgage and equity valuation process. Brokerage and legal costs (b) expressed as a percentage of reversionary value (NI^11/R(r)) is calculated by application of the following formula.

                    b(NI^11/R(r)) = Brokerage and Legal Costs

Ending Mortgage Balance - The mortgage balance at the end of the tenth year must be deducted from the total reversionary value (debt and equity) in order to determine the equity residual. The formula used to determine the fraction of the loan remaining (expressed as a percentage of the original loan balance) at any point in time (P) takes the annual debt service constant of the loan over the entire amortization period (f) less the mortgage interest rate (i) and divides it by the annual constant required to amortize the entire loan during the ten-year projection period (f(p)) less the mortgage interest rate. The following formula represents the fraction of the loan paid off (P).

                             (f - i)/(f(p) - i) = P

If the fraction of the loan paid off (expressed as a percentage of the initial loan balance) is P, then the remaining loan percentage is expressed as 1 - P. The ending mortgage balance is the fraction of the remaining loan (1 - P) multiplied by the initial loan amount (M x V). The following formula represents the ending mortgage balance.

                                 (1 - P) x M x V

Equity Residual Value - The value of the equity upon the sale at the end of the projection period (d(r)) is the reversionary value less the brokerage and legal costs and the ending mortgage balance. The following formula represents the equity residual value.

            (NI^11/R(r)) - (b(NI^11/R(r)) - ((1 - P) x M x V) = d(r)

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Annual Cash Flow to Equity - The annual cash flow to equity consists of the equity dividend for each projection year plus the equity residual at the end of the tenth year. The following formula represents the annual cash flow to equity.

                            NI^1 - (f x M x V) = de^1

                            NI^2 - (f x M x V) = de^2

                           NI^10 - (f x M x V) = de^10

            (NI^11/R(r)) - (b(NI^11/R(r)) - ((1 - P) x M x V) = d(r)

Value of the Equity - If the initial mortgage amount is calculated by multiplying the loan-to-value ratio (M) by the property value (V), then the equity value is one minus the loan-to-value ratio multiplied by the property value. The following formula represents the value of the equity.

                                    (1 - M)V

Discounting the Cash Flow to Equity to the Present Value - The cash flow to equity in each projection year is discounted to the present value at the equity yield rate (1/S^n). The sum of these cash flows is the value of the equity (1 -
M)V. The following formula represents the calculation of equity as the sum of the discounted cash flows.

                   (d(e)^1 x 1/S^1) + (d(e)^2 x 1/S^2) + . . .
                + (d(e)^10 x 1/S^10) + (d(r) x 1/S^10) = (1 - M)V

Combining the Equations: Annual Cash Flow to Equity and Discounting the Cash Flow to Equity to the Present Value - The last step is to arrive at one overall equation that shows that the annual cash flow to equity plus the yearly discounting to the present value equals the value of the equity.

        ((NI^1 - (f x M x V))1/S^1) + ((NI^2 - (f x M x V))1/S^2) + . . .

                         ((NI^10 - (f x M x V))1/S^10) +

     (((NI^11/R(r)) - (b(NI^11/R(r))) - ((1 - P) x M x V)) 1/S^10) = (1 -M)V

Because the only unknown in this equation is the property's value (V), it can be solved readily.

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Ten-Year Projection of Income and Expense - Because the fixed and variable forecast of income and expense is carried out only to the stabilized year, it is necessary to continue the projection to the 11th year. In most instances, net income before debt service beyond the stabilized year is projected at an assumed inflation rate. By increasing a property's revenue and expenses at the same rate of inflation, net income remains constant as a percentage of total revenue and the dollar amount escalates at the annual inflation rate. Hotel investors are currently using inflation rates of approximately 3.5% annually. The ten-year forecast of income and expense illustrates the subject property's net income, which is assumed to increase by 3.5% annually subsequent to the hotel's stabilized year of operation.

Solving for Value Using the Simultaneous Valuation Formula - In the case of the subject property, the following known variables have been determined.

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Table 1: Summary of Known Variables
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Annual Net Income                            NI            See Ten-Year Forecast
Loan-to-Value Ratio                          M                    70.0%
Interest Rate                                i                     9.5%
Debt Service Constant                        f                 0.111856
Equity Yield                                 Ye                   22.0%
Brokerage and Legal Fees                     b                     3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years           fp                0.155277
Terminal Capitalization Rate                 Rr                   12.0%

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The following table illustrates the present worth of a $1 factor at the 22.0% equity yield rate.

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Table 2: Present Worth of $1 Factor at Equity Yield Rate
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                                           Present Worth of $1
                Year                         Factor at 22.0%
     ---------------------------------------------------------------
                1997                              0.819758
                1998                              0.672004
                1999                              0.550880
                2000                              0.451589
                2001                              0.370194
                2002                              0.303469
                2003                              0.248771
                2004                              0.203932
                2005                              0.167175
                2006                              0.137043

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Using these known variables, the following intermediary calculations must be made before applying the simultaneous valuation formula. The fraction of the loan paid off during the projection period is calculated as follows.

           P = ( 0.111856 - 0.095 ) / ( 0.155277 - 0.095 ) = 0.279638

The annual debt service is calculated as f x M x V.

                 (f x M x V) = 0.111856 x 0.70 x V = 0.078299 V

Inserting the known variables into the hotel valuation formula produces the following.

                     ( 348,000 - 0.078299 V ) x 0.819672 +
                     ( 378,000 - 0.078299 V ) x 0.671862 +
                     ( 391,000 - 0.078299 V ) x 0.550707 +
                     ( 401,000 - 0.078299 V ) x 0.451399 +
                     ( 416,000 - 0.078299 V ) x 0.369999 +
                     ( 428,000 - 0.078299 V ) x 0.303278 +
                     ( 443,000 - 0.078299 V ) x 0.248589 +
                     ( 456,000 - 0.078299 V ) x 0.203761 +
                     ( 472,000 - 0.078299 V ) x 0.167017 +
                     ( 485,000 - 0.078299 V ) x 0.136899 +

             ((( 502,000 / 0.120 ) - ( 0.03 x ( 502,000 / 0.120 )) -
          (( 1 - 0.279638 ) x 0.70 x V )) x 0.136899 ) = ( 1 - 0.70 ) V

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Like terms are combined as follows.

                     $2,123,053 - 0.376214 V = (1 - 0.70) V
                                  $2,123,053 = 0.67621 V
                                           V = $2,123,053 / 0.67621
                                           V = $3,139,620

                   Value Indicated by the
                   Income Capitalization
                   Approach (Say)              $3,140,000

HVS International, Mineola, New York             Qualifications of Sean A. Hehir
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Sean A. Hehir


Employment

1996 to present         HVS INTERNATIONAL
                        Mineola, New York
                        (Hotel Valuations, Market Studies, Feasibility Reports, and Investment Counseling)

Summer, 1996            THE HILTON AT SHORT HILLS
                        Short Hills, New Jersey

1995 to 1996            THE STATLER HOTEL AND JW MARRIOTT
                        EXECUTIVE EDUCATION CENTER
                        Ithaca, New York

1993                    HOTEL DE CHAILLY
                        Montreux, Switzerland

1992                    HOTEL BAUR AU LAC
                        Zurich, Switzerland

Education               BS - School of Hotel Administration, Cornell University
                        University of Nevada at Las Vegas
                        Hotel Institute Montreux, Montreux, Switzerland

Professional            Cornell Society of Hotelmen
Affiliations

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Anne R. Lloyd-Jones, CRE

Employment

1982 to present            HVS INTERNATIONAL
                           Mineola, New York
                           (Hotel/Motel Valuations, Market Studies,
                           Feasibility Reports, and Investment Counseling)

1981                       FAIRMONT HOTEL
                           Dallas, Texas

1979 - 1980                SAGA FOOD SERVICE
                           SWARTHMORE COLLEGE
                           Swarthmore, Pennsylvania

1977 - 1980                DARANNE CATERERS
                           Swarthmore, Pennsylvania


Professional Affiliations  American Society of Real Estate Counselors -
                             Member (CRE)
                           Appraisal Institute - Candidate for Membership Cornell Society of Hotelmen

Education

                           MPS - School of Hotel Administration,
                             Cornell University

                           BA - Swarthmore College

                           Appraisal Institute
                             Course 1A1 - Real Estate Appraisal Principles Course 1A2 - Basic Valuation Procedures
                             Course 1BA - Capitalization Theory and Techniques,
                                          Part A
                             Course 1BB - Capitalization Theory and Techniques,
                                          Part B
                             Course 2-1 - Case Studies in Real Estate Valuation Course 2-3 - Standards of Professional Practice Course 3-1 - Report Writing

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Corporate and Institutional Clients Served

Ashford Financial Corporation
Chase Manhattan Bank, N. A.
Citibank / Citicorp NA
Credit Lyonnais
Doubletree Hotels
Grand Heritage Hotels
Great Western Bank
Goldman Sachs
Holiday Inns, Inc.
Interstate Hotels
MassMutual
Marriott International / Host Marriott
Morgan Stanley
OCWEN Financial Services
Remington Hotels
Sheraton Hotels
Starwood Capital Group
Starwood Lodging Trust
Winegardner & Hammons
Wyndham Hotel Company


Hotel Chains and Management Companies Appraised or Evaluated

Doubletree Hotels
Compri Hotels
Interstate Hotels
Fairmont Hotels
Guest Quarters
Hilton Hotels Corporation
Omni International Hotels
Ramada Hotel Corp.
Servico Hotel Corp.
Winegardner & Hammons


Appearance as an Expert Witness

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Jefferson City, Missouri
Federal Bankruptcy Court, Columbia, South Carolina
Federal Bankruptcy Court, Houston, Texas
Federal Bankruptcy Court, New York, New York
Federal Bankruptcy Court, San Bernardino, California
Federal Bankruptcy Court, Los Angeles, California
Federal Bankruptcy Court, Charlotte, North Carolina
Federal Bankruptcy Court, Miami, Florida
Federal District Court, Central Division, Salt Lake City, Utah
Iowa District Court, Story County, Iowa
Texas District Court, Harris County, Texas
Federal Bankruptcy Court, Tampa, Florida
Utah District Court, Salt Lake County, Utah
Federal Bankruptcy Court, Newark, New Jersey

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Examples of Hotels Appraised or Evaluated

Arizona
- Wyndham Garden Hotel, Chandler
- Wyndham Garden Hotel - Airport, Phoenix
- Wyndham Garden Hotel - Union Hills, Phoenix
- Canyon Ranch Spa & Fitness Resort, Tucson

Alabama

- Holiday Inn, Birmingham
- Proposed Sheraton, Gulf Shores
- Proposed Inn, Mobile
- Holiday Inn, Sheffield

California
- Industry Hills Sheraton Hotel, City of Industry
- Piccadilly Inn, Fresno
- Proposed Inn at Foss Creek, Healdsburg
- Sunset Towers Hotel, Hollywood
- Proposed La Quinta, Irvine
- Wyndham Garden Hotel, La Jolla
- Days Inn, La Palma
- Proposed Marriott Courtyard, Palm Springs
- Proposed Club Hilton Hotel, Pleasanton
- Center Pointe Development, San Diego
- Holiday Inn-Embarcadero, San Diego
- Holiday Inn-Harbor View, San Diego
- Seven Seas Lodge, San Diego
- Proposed Fountaingrove Inn, Santa Rosa
- Sheraton Round Barn Inn, Santa Rosa
- Wyndham Garden Hotel, Sunnyvale
- Westlake Plaza Hotel, Thousand Oaks
- Proposed Marriott Courtyard, Torrance

Colorado
- Proposed Hotel, Keystone

Connecticut
- Holiday Inn, Milford
- Holiday Inn, New Britain

District of Columbia
- Grand Hotel, Washington
- Wyndham Bristol Hotel, Washington

Florida
- Kon Tiki Village, Kissimmee
- Sheraton Lakeside, Kissimmee
- Holiday Inn, 22nd Street, Miami Beach
- Holiday Inn, 87th Street, Miami Beach
- Holiday Inn, 180th Street, Miami Beach
- Sheraton Resort & Marina, St. Petersburg
- Hilton Hotel, Singer Island
- Royce Hotel, West Palm Beach

Georgia
- Marriott Hotel, Atlanta
- Wyndham Garden Hotel, Atlanta
- Holiday Inn, Brunswick
- Holiday Inn, Jekyll Island
- Mullberry Inn, Savannah
- Royal Savannah Inn, Savannah

Hawaii
- Hobron in Waikiki, Honolulu

Idaho
- Holiday Inn, Boise
- Red Lion Inn, Boise
- Super 8, Boise

Illinois
- Ramada Inn, Bloomington
- Proposed Marriott Courtyard, Glenview
- Wyndham Garden Hotel, Naperville

Indiana
- Holiday Inn, Bloomington
- Inn at the Four Winds, Bloomington
- Ramada Inn, Bloomington
- Hilton Hotel, Fort Wayne
- Airport Hilton Inn, Indianapolis
- Hilton at the Circle, Indianapolis

Iowa
- Holiday Inn, Ames
- Proposed Fairfield Inn, Des Moines

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Examples of Hotels Appraised or Evaluated (continued)

Kentucky
- Proposed Super 8, London
- Proposed Super 8, Radcliff

Louisiana
- Sheraton Inn, Kenner
- Hotel Meridien, New Orleans

Maine
- Proposed Hotel, Old Orchard Beach

Maryland
- Brookshire Hotel, Baltimore
- Lord Baltimore Hotel, Baltimore
- Hyatt Regency, Bethesda

Massachusetts
- Proposed Marriott Courtyard, Andover
- Hyatt Regency, Cambridge
- Proposed Hotel, Franklin
- Sheraton Inn, Hyannis
- Marriott Hotel, Worcester

Michigan
- Bay Valley Inn, Bay City
- Hilton Airport, Detroit
- Westin Renaissance Center, Detroit
- Hotel Pontchartrain, Detroit
- Proposed Embassy Suites, Lansing
- Hilton Inn, Northfield
- Holiday Inn, Saginaw

Minnesota
- Wyndham Garden Hotel, Bloomington
- Marriott Hotel, Minnetonka

Missouri
- Inn at Grand Glaize, Osage Beach
- Bel Air Hilton, St. Louis
- Holiday Inn Riverfront, St. Louis

Nebraska
- Holiday Inn Airport, Lincoln
- Holiday Inn Northeast, Lincoln

Nebraska (continued)
- Marriott Hotel, Omaha
- Ramada Inn, Omaha
- Red Lion Inn, Omaha

Nevada
- Proposed Super 8, Las Vegas

New Jersey
- Ramada Inn, Edison
- Marriott Hotel, Hanover
- Headquarters Plaza, Morristown
- Hyatt Regency, New Brunswick
- Holiday Inn, North Brunswick

New York
- Hilton Hotel, Albany
- Proposed Embassy Suites, Amherst
- Holiday Inn Arena, Binghamton
- Holiday Inn SUNY, Binghamton
- Proposed Hotel, Binghamton
- Proposed Hilton, Brooklyn
- Marriott Hotel, Dewitt
- Metropole Hotel, Flushing
- Midway Hotel, Flushing
- Ramada Inn, Kingston
- Royce Hotel, La Guardia
- Holiday Inn, Latham
- Proposed Crowne Plaza, Manhattan
- Proposed Prince Street Hotel, Manhattan
- Proposed Roslyn Inn, Roslyn
- Proposed Le Richmonde, Rye Brook
- Hilton Hotel, Syracuse
- Hotel Syracuse, Syracuse
- Proposed Hotel, Watertown

North Carolina
- Proposed Inn, Chapel Hill
- Proposed Indep. Center Marriott Hotel,
    Charlotte
- Royce Hotel, Charlotte
- Howard Johnson's North, Charlotte

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Examples of Hotels Appraised or Evaluated (continued)

North Carolina (continued)
- Holiday Inn West, Durham
- Sheraton University Inn, Durham
- Holiday Inn, Fayetteville
- Holiday Inn Downtown, Raleigh

Ohio
- Proposed Hyatt Hotel, Cleveland
- Proposed Marriott Hotel, Cleveland

Oregon
- Holiday Inn Airport, Portland
- Holiday Inn South, Portland

Pennsylvania
- Quality Inn, Allentown
- Holiday Inn, Bensalem
- Proposed Marriott Courtyard, Devon
- Proposed Lafayette Inn, Easton
- Ramada Inn, Erie
- Holiday Inn, Harrisburg
- Marriott Hotel, Harrisburg
- Proposed Super 8, Harrisburg
- Proposed Super 8, Lancaster
- Holiday Inn West, Monroeville
- Days Inn Philadelphia
- Franklin Plaza Hotel, Philadelphia
- Franklin Towne EconoLodge, Philadelphia
- Guest Quarters Hotel, Philadelphia
- Hilton Inn, Northeast, Philadelphia
- Marriott Airport Hotel, Philadelphia
- Holiday Inn Greentree, Pittsburgh
- Holiday Inn Parkway East, Pittsburgh
- Holiday Inn North, Pittsburgh
- Holiday Inn Parkway West, Pittsburgh
- Proposed Hotel, Pittsburgh
- Royce Hotel, Pittsburgh
- Westin William Penn Hotel, Pittsburgh
- Hilton Hotel, Scranton
- Proposed Marriott Courtyard, Valley Forge
- Holiday Inn Meadowlands, Washington
- Ramada Inn, York
- Proposed Super 8, York

Rhode Island
- Proposed Hotel, Providence
- Omni Biltmore Hotel, Providence

South Carolina
- Proposed Charleston Center Hotel, Charleston
- Proposed Cooper River Inn, Charleston
- Howard Johnson's, Spartanburg
- Proposed Middleton Inn and
    Conference Center, Charleston
- Best Western, North Charleston
- Proposed Marriott Courtyard, Columbia
- Fairfield Inn, Florence
- Holiday Inn, Florence
- Fairfield Inn, Greenville
- Proposed Marriott Courtyard, Greenville
- Fairfield Inn, Hilton Head
- Holiday Inn, Hilton Head

Tennessee
- Hampton Inn, Brentwood
- Proposed Marriott Courtyard, Brentwood
- Howard Johnson's, Chattanooga
- Sheraton Hotel, Chattanooga
- Howard Johnson's, Knoxville
- Proposed Capital Mall Convention Center Hotel,
    Nashville
- Clarion Maxwell House, Nashville
- Holiday Inn Briley Parkway, Nashville
- Proposed Marriott Courtyard, Nashville
- Sheraton Music City, Nashville
- Stouffer's Nashville Hotel, Nashville
- Proposed Super 8, Nashville
- Union Station Hotel, Nashville
- Wyndham Garden Hotel, Nashville
- Proposed Super 8, Union City

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Texas
- Proposed Marriott Courtyard, Addison
- Proposed Marriott Courtyard, Arlington
- La Mansion, Austin
- Proposed Marriott Courtyard, Bedford
- Airport Hilton, El Paso
- Hotel Meridien, Houston
- Sheraton Hotel, Houston
- Proposed Marriott Courtyard, Las Colinas
- Proposed Marriott Courtyard, North Dallas
- La Mansion Del Norte, San Antonio
- La Mansion Del Rio, San Antonio
- Proposed Marriott Courtyard, San Antonio
- Proposed Marriott Courtyard - Medical Center,
    San Antonio

Utah
- Deer Valley Resort, Park City
- Hilton Inn, Salt Lake City
- Holiday Inn, Salt Lake City
- Sheraton Hotel, Salt Lake City

Virginia
- Mountain Lake Hotel, Blacksburg
- Howard Johnson's, Bristol
- Boars Head Inn, Charlottesville
- Proposed Fairfield Inn, Hampton
- Proposed Embassy Suites, Herndon
- Ramada Renaissance, Herndon
- Proposed Marriott Courtyard, Manassas
- Omni Hotel, Norfolk

Virginia (continued)
- Proposed Marriott, Norfolk
- Howard Johnson's, Richmond
- Howard Johnson's, Roanoke
- Howard Johnson's, Roanoke Rapids
- Wyndham Hotel, Williamsburg

Washington
- Wyndham Garden Hotel, Bothell
- Redmond Hotel, Redmond
- Wyndham Garden Hotel, SeaTac

West Virginia
Proposed Budget Motel, Princeton

Wisconsin
- Proposed Granada Royale, Green Bay
- Holiday Inn-Downtown, Green Bay

Canada
- Inn on the Park, Toronto

Puerto Rico
- Carib Inn, San Juan

Virgin Islands
- Virgin Grand Beach Hotel, St. Thomas

Jamaica
- Holiday Inn, Montego Bay

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Stephen Rushmore, CRE, MAI, CHA

Employment
1980 to present

                     HVS INTERNATIONAL
                     Mineola, New York
                     (Hotel/Motel Valuations, Market Studies,
                     Feasibility Reports, and Investment Counseling)
1977 - 1980
1971 - 1974

                     HELMSLEY-SPEAR HOSPITALITY SERVICES, INC.
                     New York, New York
                     (Real Estate)
1974 - 1977

                     JAMES E. GIBBONS ASSOCIATES
                     Garden City, New York
                     (Mortgage Banking, Appraisals, Hotel Operations)
Affiliated
Ownership Interests

                     HVS INTERNATIONAL (SAN FRANCISCO, CALIFORNIA)
                     West coast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (MIAMI, FLORIDA)
                     Southeast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (BOULDER, COLORADO)
                     Midwest office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (VANCOUVER, CANADA)
                     Canadian office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (LONDON, ENGLAND)
                     European office for hotel/motel appraisals and counseling

                     HVS - EXECUTIVE SEARCH
                     Hotel/motel executive search and human resource consulting

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                                                    Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     HVS - ECO SERVICES
                     Environmental consulting for hotels and motels; administrator of the ECOTEL designation

                     HOSPITALITY EQUITY INVESTORS, INC.
                     Hotel and motel investment and management company

                     TRUMBULL MARRIOTT HOTEL
                     General partner of a 324-room hotel and conference center

                     PRINCETON HOTEL ASSOCIATES
                     General partner of a 128-unit Residence Inn in Princeton, New Jersey

                     SEAVIEW GOLF RESORT ASSOCIATES
                     General partner of a 298-unit, 424-acre Marriott resort in Absecon, New Jersey

                     SHELTON HOTEL ASSOCIATES
                     General partner of a 96-unit Residence Inn in Shelton, Connecticut

                     DANBURY HOTEL ASSOCIATES
                     General partner of a 243-unit Hilton Hotel in Danbury, Connecticut

                     PRUDENTIAL - HEI JOINT VENTURE
                     Joint venture partner with Prudential Insurance Company of America on a 234-unit Embassy Suites in Atlanta, Georgia

                     WESTPORT NORFOLK ASSOCIATES
                     General partner of a 425-unit Omni Hotel in Norfolk,
                     Virginia

                     WESTPORT BWI, LLC
                     General partner of a 310-unit Marriott Hotel in Baltimore, Maryland

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     WESTPORT RARITAN, LLC
                     General partner of a 274-unit Crowne Plaza Hotel in Raritan, New Jersey

                     WESTPORT NOVI, LLC
                     General partner of a 193-unit Hilton Hotel in Novi,
                     Michigan

                     WESTPORT LONG BEACH, LLC
                     General Partner of a 460-unit Sheraton Hotel in Long Beach, California

                     WESTPORT PARK RIDGE, LLC
                     General Partner of a 265-unit hotel and conference center in Valley Forge, Pennsylvania

                     WESTPORT CHARLESTON, LLC
                     General Partner of a 295-unit Hilton Hotel in Charleston, South Carolina

                     HOSPITALITY VALUATION SOFTWARE, INC.
                     Founder of software company that develops and distributes hotel financial analysis software

Hotels Managed

                     Sheraton Hotel, Smithtown, New York
                     Marriott Hotel, Baltimore Airport, Maryland
                     Hilton Hotel, Danbury, Connecticut
                     Residence Inn, Princeton, New Jersey
                     Embassy Suites, Atlanta Airport, Georgia
                     Omni Hotel, Norfolk, Virginia
                     Crowne Plaza, Raritan, New Jersey
                     Hilton Hotel, Novi, Michigan
                     Sheraton Hotel, Long Beach, California
                     Hilton Hotel, Charleston, South Carolina
                     Park Ridge Hotel and Conference Center, Valley Forge, Pennsylvania
                     Hilton Hotel, Wilmington, Delaware

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Professional Affiliations

                     American Society of Real Estate Counselors - Member (CRE)
                     - Board of Governors

                     Appraisal Institute - Member (MAI) (SREA)
                     - Developer and Instructor, Hotel Investment and Valuation Seminar
                     - Developer and Instructor, Hotel Computer Valuation
                     Seminar

                     American Hotel and Motel Association
                     - Certified Hotel Administrator (CHA)
                     - Industry Real Estate Financing Advisory Council (IREFAC)

                     International Society of Hospitality Consultants - Member
                     (ISHC)

                     New York University - Adjunct Assistant Professor of Nutrition, Food and Hotel Management

                     Michigan State University - Honorary Faculty, Honorary Alumnus

                     Certified General Appraiser - Arizona, Colorado, Connecticut, Delaware, District of Columbia, Georgia, Illinois, Massachusetts, Michigan, Minnesota, Nebraska, New Jersey, New York, Oregon, Pennsylvania, South Carolina, Tennessee, Utah, Virginia

                     Licensed Real Estate Broker - New York, Pennsylvania

                     Board of Advisers
                     - Real Estate Finance Journal
                     - Real Estate Workouts & Asset Management

                     American Arbitration Association - National Real Estate Valuation Council

                     Cornell Society of Hotelmen

                     New York University Masters in Hospitality Management - Advisory Board

                     New York University Hospitality Investment Conference - Board of Advisors

                     Beta Gamma Sigma - National Honor Society in Business and Management

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Endowment

                     Hospitality Valuation Services Professor of Hotel Finance and Real Estate
                     - School of Hotel Administration, Cornell University (currently held by Professor James J. Eyster)

Education

                     BS - School of Hotel Administration, Cornell University

                     MBA - Graduate School of Business Administration (Finance), University of Buffalo

                     Candidate for PhD - School of Education, Department of Food Service Management, New York University

Partial List of Teaching and Lecture Assignments

                     Cornell University - Computer Valuation Techniques Michigan State University - Hotel Management Contracts University of North Carolina - Hotel Market Studies University of Virginia - Assessing Hotels
                     American Arbitration Association - Real Estate Arbitration American Hotel and Motel Association - Hotel Obsolescence Appraisal Institute - Hotel Valuation (over 50 seminars) International Association of Assessing Officers - Hotel Valuation
                     Montreal Appraisal Society - Total Project Analysis Society of Real Estate Appraisers - Lease Seminar Lodging Hospitality - Lodging Summit

Published Books
and Seminars

Textbooks
                     The Valuation of Hotels and Motels,
                     Appraisal Institute, Chicago, Illinois, 1978

                     Hotels, Motels and Restaurants: Valuations and Market Studies,
                     Appraisal Institute, Chicago, Illinois, 1983

                     How to Perform an Economic Feasibility Study of a Proposed Hotel/Motel,
                     American Society of Real Estate Counselors, Chicago, Illinois, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Books and Seminars (continued)

Textbooks (continued)

                     Hotel Investments: A Guide for Owners and Lenders, Warren, Gorham and Lamont, Inc., New York, New York, 1990

                     The Computerized Income Approach to Hotel Market Studies and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1990

                     Hotel Investments: A Guide for Owners and Lenders, 1992 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotel Investments: A Guide for Owners and Lenders, 1993 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1992

Student Manuals

                     The Valuation of Lease Interests,
                     Society of Real Estate Appraisers, Chicago, Illinois, 1976

                     Hotel-Motel Valuation Seminar,
                     Appraisal Institute, Chicago, Illinois, 1981, 1988, 1990

                     The Computerized Approach to Hotel Market Studies and Valuations Seminar,
                     Appraisal Institute, Chicago, Illinois, 1991

Demonstration Appraisal

                     Demonstration Appraisal of a Proposed Hotel, Spring Valley, New York, Hospitality Valuation Services, Mineola,
                     New York, 1983, 1990

Chapters

                     The Real Estate Handbook-Second Edition, Dow Jones-Irwin, 1989, "Hotels and Motels"

                     Arbitration of Real Estate Valuation Principles, American Arbitration Association, 1987, "Arbitration in the Hospitality Industry"

                     Ethics in Hospitality Management: A Book of Readings, Educational Institute of the American Hotel and Motel Association, 1992, "Ethics in Hotel Appraising"

                     The Lodging and Food Service Industry, Educational Institute of the American Hotel and Motel Association, 1993, "Insider's Insights"

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles

The Appraisal Journal

                     "Using Total Project Analysis to Compete for Investment
                      Capital," October, 1975
                     "The Appraisal of Food Service Facilities," July, 1980 "Publish and Prosper," October, 1980
                     "Valuation of Hotels and Motels for Assessment Purposes,"
                      April, 1984
                     "Adjusting Comparable Sales for Hotel Assessment Appeals,"
                      July, 1986
                     "Hotel Business Value and Working Capital: A
                      Clarification," January, 1987
                     "Ethics in Hotel Appraising," July, 1993

The Appraiser

                     "Hotel-Motel  Appraisal  Misconceptions  Set  Straight,"
                      January, 1979
                     "No Conventional Financing Available for Hotels: Rushmore,"
                      December, 1979
                     "Estimating Hotel Land Values Using Comparable Ground
                      Leases," April, 1980

Bulletin of the
Cornell Society of
Hotelmen

                     "Employment Philosophy for a Consulting Practice," July,
                      1984

Business Travel News

                     "A Snapshot of a Classic Recovery," July, 1995

The Canadian Appraiser

                     "Hotel/Motel Market Sales Update," Summer, 1987

Capital Sources for Real Estate

                     "Stephen  Rushmore  Discusses the Future of the Lodging
                      Industry," December, 1994

Cayuga Advisor

                     "Secrets to Success in Consulting," October, 1992

Chapter News and Notes

                     "Quantifying a Hotel's Business Value," November, 1979

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles
(continued)

Cornell Hotel &
Restaurant
Administration
Quarterly

                     "A Preliminary Market Study," November, 1974
                     "How Much is Your Place Worth  Today?  A Case Study in
                      Hotel - Motel Valuation," May, 1975
                     "What Can Be Done About Your Hotel's Real Estate Taxes?"
                      May, 1977
                     "The Appraisal of Lodging Facilities," August, 1978
                     "The Appraisal of Food Service Facilities," February,
                      1979
                     "The Appraisal of Lodging Facilities - Update," November,
                      1984
                     "Hotel Sales Prices Down More Than 12%," May, 1991
                     "Seven Current Hotel Valuation Techniques," August, 1992 "The Valuation of Distressed Hotels," October, 1992
                     "Hotel Lending in the 1990's: Amateurs Beware,"
                      December, 1994
                     "Investment Values of Lodging Property: Modeling the
                      Effects of Income Taxes and Alternative Lender Criteria," December, 1995

FCI Spec Sheet

                     "Employment  Philosophy  for  a  Consulting  Practice,"
                      September, 1984

Florida Hotel & Motel Journal

                     "Rushmore Reports Rising Hotel Prices," February, 1995

Hotel and Motel Management

                     "Average Rate vs. Project Cost," May 1, 1974
                     "How to Increase the Marketability of Your Motel," April,
                      1981
                     "Tougher Lending, Lower Room Rate Hikes On Way?" June, 1981 "What is That Mortgage Loan Going to Cost You?" August,
                      1981
                     "How to Perform a Study of Your Property's Market,"
                      October, 1981
                     "How do High Interest Rates Affect Your Motel's Value?"
                      December, 1981
                     "How to Buy a Feasibility  Study That Works for You,"
                      February, 1982
                     "Settling Lease Conflicts  Quickly Through  Arbitration,"
                      April, 1982

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Hotel and Motel Management (continued)

                     "Are Casino Hotels Really Worth $500,000 Per Room?" June,
                      1982
                     "Discount Rates and Internal Rate of Return," August,
                      1982
                     "Determining a Property's Extended Life Cycle,"
                      November, 1982
                     "Using Microcomputers for Forecasting," December, 1982 "Update on Hotel Development Costs," January, 1983 "Estimating a Site's Worth by Finding Its Profit Value,"
                      June, 1983
                     "Hotel Construction May Be Slowing Down a Little Bit,"
                      April, 1983
                     "The Investor's Risk Sways to Prevailing Economic Winds,"
                      August, 1983
                     "Is Your Property Tax at as Low a Level as it Should Be?"
                      October, 1983
                     "The Ultimate Guest Room: Could it Ever Exist Anywhere?"
                      December, 1983

Hotel-Motor Inn Journal

                     A Preventive Maintenance System for Motels," March, 1975

Hotel Valuation Journal

                     "Hotel Valuation Index Peaks During 1989," Fall, 1990 "Hotel Development Costs," Winter, 1991
                     "Hotel Valuation Index for 1990," Spring, 1991
                     "Bad Year for Hotel Sales Prices Confirmed," Spring, 1992 "Hotel Sales Prices on the Rise," Fall, 1994
                     "United States Hotel Values Climb," Spring/Summer, 1995 "It's Time for Franchise Reform," Fall, 1995

Institutions/
Volume Feeding

                     "Greater Risk/Greater Profit Potential:  Hotel Management
                      Contract," May, 1973

Lodging Hospitality

                     "How to Finance Renovation Projects," January, 1974 "Controlling Your Real Estate Taxes," July, 1978 "Putting Together a Sound Financial Package," December,
                      1978
                     "Favorable Outlook for Lodging Values," December, 1983 "Are Your Property Taxes Too High? (Part I and II)," May
                      and June, 1984

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Hotel Development Costs," July, 1984
                     "The Right Management Contract for You," September, 1984 "Selecting the Firm to Prepare Your Feasibility
                      Study," October, 1984
                     "A Quick How-To In Hotel Valuation," November, 1984 "Updating Lodging Interest Rates," December, 1984
                     "Is Your Guest Experience Up to Par?" January, 1985
                     "How to Perform a Breakeven Analysis," May, 1985 "Evaluating Operating Performance," June, 1985
                     "Hotel Lenders Toughen Underwriting Requirements," July,
                      1985
                     "Don't Forget the Pre-Opening Agreement," August, 1985 "Management Companies Should Participate in Financing,"
                      October, 1985
                     "Current Techniques for Valuing Hotel Land," November, 1985 "Hotel Development Costs," December, 1985
                     "Sourcing Debt Into the 1990's," January, 1986
                     "Hotel Valuation Thumb Rule," February, 1986
                     "Value in Use Versus Value in Exchange," March, 1986 "Stretching Feasibility," April, 1986
                     "The Management Question," May, 1986
                     "How to Commission a Feasibility Study," June, 1986
                     "Macro Trends Affecting Property Values," July, 1986 "Hotel-Motel Market Sales Update," August, 1986
                     "Financing Alternatives: Zero Coupon Mortgages," September,
                      1986
                     "Forecasting Lodging Energy Costs," October, 1986 "Portfolio Financing a Better Way," November, 1986
                     "Profit by Looking at History," December, 1986
                     "Why New York Isn't Overbuilt," February, 1987
                     "How to Discourage Hotel Overbuilding: A Case Study,"
                      April, 1987
                     "Structuring an Incentive Management Fee," June, 1987

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Franchising Questions and Answers," July, 1987 "Comparing Hotel Development Costs," August, 1987 "Understanding Economic Life," September, 1987
                     "Prices Rise for Lodging Properties," October, 1987 "Management Companies Are Key to Success," November, 1987 "Evaluating a Management Contract Fee Structure,"
                      December, 1987
                     "Check Profits Before Selecting Hotel Operator," January,
                      1988
                     "It's a Good Time to Review Your Taxes," February, 1988 "How to Use a Management Company Rating System," March,
                      1988
                     "Make Sure Management Contracts Contain These Terms,"
                      April, 1988
                     "Hotel Access and Visibility," May, 1988
                     "Chain Sale Strategies," July, 1988
                     "Evaluating a Hotel Franchise," August, 1988
                     "Evaluating Franchise Fees," September, 1988
                     "Opportunities in Economy Lodging," October, 1988
                     "How to Obtain a Hotel Mortgage," November, 1988 "Arbitration in the Hospitality Industry," December, 1988 "Lodging Development Cost Update," January, 1989 "Amenities as Profit Builders," February, 1989
                     "Hotel Values Mirror the Times," March, 1989
                     "Forecasting Revenue and Expenses," April, 1989
                     "Real Estate Jargon Made Simple," May, 1989
                     "Pricing a Management Contract," June, 1989
                     "Trends in Valuation," July, 1989
                     "Rescuing the Distressed Hotel," August, 1989
                     "Shielding Against Incompetence," September, 1989
                     "Hotel Valuation Revisited," October, 1989
                     "New Breed of Hard Budgets," November, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Figuring Cap Rates," December, 1989
                     "A Glance Backward," January, 1990
                     "Costs Creeping Up," February, 1990
                     "Valuing Distressed Properties," March, 1990
                     "Cap and Discount Rates," April, 1990
                     "An Open Letter," May, 1990
                     "Misconceptions About Appraisals," June, 1990
                     "Hotel Values Still Growing," July, 1990
                     "Hotel Renovation is Key to `90s," August, 1990 "Time Right for Hotel Leases," September, 1990 "Getting a Fix on Rates," October, 1990
                     "The Wrinkles of Class," November, 1990
                     "A Glance Backward," December, 1990
                     "The Price Dropoff," January, 1991
                     "The Cost Washout," February, 1991
                     "Survival of the Fittest," March, 1991
                     "Looking Out and Up," April, 1991
                     "The Bottom is in Sight," May, 1991
                     "The Pitfalls of Liquidation," June, 1991
                     "Extra! Extra! Hospitality News," July, 1991
                     "The Art of Hotel Renovation," August, 1991
                     "No Better Time for a Tax Review," September, 1991 "No Time for Passivity," October, 1991
                     "What a Franchise Really Costs," November, 1991
                     "In Case You Hadn't Heard," January, 1992
                     "Negotiation - The Name of the Game," February, 1992 "Now Could be the Time to Build," March, 1992
                     "The Well May Stay Dry," April, 1992

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Hotel Life Expectancy," May, 1992
                     "Hotel Values - What a Downer," June, 1992
                     "How to Make Money Now," July, 1992
                     "Hotel Chain Class Survey," August, 1992
                     "Budget Dining with Rushmore," September, 1992 "Bookings Up, Rates Will Follow," October, 1992 "Hospitality Master's Good Preparation," November,
                      1992
                     "What's New on the Job Front?" January, 1993
                     "Where Have All the Hotels Gone?" February, 1993 "Hotel Building Costs Continue to Fall," March, 1993 "Hotel Values Head Upward," April, 1993
                     "The Rise and Fall of Trophy Hotels," May, 1993 "Hotel Sales and Prices Rebound," June, 1993
                     "Third Parties Loosening Purse Strings," July, 1993 "Beyond Recycling: The Ecotel," August, 1993
                     "Time to Reduce Property Taxes," September, 1993 "Lodging: The Way I See It," October, 1993
                     "Choosing an Appraiser," November, 1993
                     "Who Needs an Asset Manager?" January, 1994
                     "Investing by the Numbers," February, 1994
                     "Fire Your Staff and Lease Them Back," March, 1994 "Published Rates Hint at Recovery," April, 1994
                     "Now is the Time to Start Building," May, 1994 "Hotel Values Heading Up," June, 1994
                     "Farewell, Friend," July, 1994
                     "Sales Prices Creeping Up," August, 1994
                     "Selecting Green Hotel Supplies," September, 1994 "Don't Write Off Full-Service Hotels," October,
                      1994

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Lodging REIT's Are on the Rise," November, 1994 "Going Back to the Future," January, 1995
                     "How much do Managers Make?" March, 1995
                     "Lodging Transactions Soared in '94," April, 1995 "Hotel Development Costs on the Rise," May, 1995 "Hotel Values up Significantly," June, 1995
                     "What a Franchise Costs over the Long Term," July,
                      1995
                     "Road Food Part II," August, 1995
                     "It's Time for Franchise Reform," September, 1995 "Extended Stay May Not Extend Your Profits,"
                      October, 1995
                     "The Year as I See It," November, 1995
                     "Cap Rate 101," January, 1996

Michigan Lodging

                     "Hotel Development Costs," January, 1988

The Mortgage and Real Estate Executives Report

                     "Atlantic City Building Game Involves High Stakes,"
                      August, 1979
                     "How Interest Rates Affect Real Estate Values,"
                      June, 1982
                     "Update on Hotel Development Costs," May 1, 1983

Motel-Hotel Insider

                     "The  $100,000  Plus  Hotel  Room Has Become a
                      Reality," November 19, 1979
                     "Update on Hotel Development Costs," April 4, 1983

NAIFA - The
Appraisal Review

                     "Hotel Valuation Techniques," Vol. 44, 1991

Real Estate Digest

                     "Why Should the Management Team be Important to
                      Hotel Lenders," Fall, 1988

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate
Finance Journal

                     "What is a Typical Fee for a Hotel Management
                      Contract?" Fall, 1988
                     "Hotel Franchise Fees," Winter 1989
                     "Why the Management Team Should be Important to
                      Hotel Lenders," Spring, 1989
                     "Hotel Values and Costs," Summer, 1989
                     "Structuring a Hotel Investment," Fall, 1989
                     "A Guide for Lenders Holding  Distressed  Hotel
                      Loans," Winter, 1990
                     "Estimating  Current  Interest  Rates  for Hotel
                      Financing," Spring, 1990
                     "Hotel Valuation Techniques," Summer, 1990
                     "Now is the Time to Review Your Hotel's Property
                      Taxes," Fall, 1990
                     "Property Tax Assessments for Hotels and Motels,"
                      Winter, 1991
                     "Putting Together Hotel Management  Agreements -
                      Part I," Spring 1991
                     "Putting Together Hotel Management  Agreements -
                      Part II," Summer, 1991
                     "The 1980s - The Decade of Change," Fall, 1991
                     "An Overview of the Hotel Industry: Past, Present,
                      and Future," Spring, 1994

Real Estate Forum

                     "Casino Hotels Raise Valuation Questions,"
                      November, 1981

Real Estate
Investment Ideas

                     "How Fuel and Energy Shortages Should Affect Investment
                      Decisions in the Hospitality Industry," March, 1974
                     "Upward Trend Continues for Sales Price of Hotel-Motel
                      Properties," May, 1988
                     "High Prices Paid for Hotel-Motel Properties," February,
                      1990

Real Estate Issues

                     "Employee Compensation for a Consulting Practice,"
                      Fall/Winter, 1985
                     "Hotel/Motel Market Sales Update," Spring/Summer,
                      1987

Real Estate Newsletter

                     "Computers in Hotel Appraising," May 15, 1989

Real Estate
Investment Ideas

                     "Hotel-Sales Update," Winter, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate Review

                     "Valuing Motels and Hotel in the Current Market,"
                      Fall, 1972
                     "Dealing With Distressed Hostelry Loans," Fall, 1975 "The Mortgage Underwriting Consultant Comes of
                      Age," Fall, 1977
                     "Real Estate Compensation," Winter, 1987

Real Estate Workouts
and Asset Management

                     "Stephen Rushmore on Directions in the Hospitality
                      Industry," September, 1992

Real Values

                     "Hotel Construction Cost Update," April, 1986

Restaurant and
Hotel Design
                     "How Much Should the Renovation Be?" March, 1986
                     "14 Notable Hotel Development Firms," December, 1987

Rushmore on Hotel Valuation

                     "Mortgage - Equity," Winter, 1979
                     "Atlantic City - From Bust to Boom," Winter, 1979 "Mortgage - Equity," Spring, 1979
                     "Developing Mortgage Data," Spring 1979
                     "Gasoline and Market Values, " Spring, 1979
                     "Mortgage - Equity," Fall, 1979
                     "Quantifying a Hotel's Business Value," Fall, 1979 "What Has Happened to Typical Hotel-Motel
                      Development Costs?," Fall, 1979
                     "Mortgage-Equity," Winter, 1980
                     "Extending Hotel Economic Life Through Renovation,"
                      Winter, 1980
                     "Estimating Hotel Land Values Using Comparable
                      Ground Leases," Winter, 1980
                     "Quantifying the Value of Personal Property to a
                      Going Hotel," Spring, 1980
                     "Recent Changes in New York City's Hotel Market,"
                      Spring, 1980
                     "Hotel-Motel Economic Lives," Fall, 1980
                     "Mortgage - Equity," Fall, 1980
                     "Mortgage - Equity," Winter, 1981
                     "Developing Mortgage Data," Winter, 1981
                     "Statistical  Support  for  Food  and  Beverage
                      Projections," Winter, 1981
                     "Mortgage - Equity," Spring/Summer, 1981

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Rushmore on Hotel Valuation (continued)

                     "Quantifying a Hotel's Demand," Spring/Summer, 1981
                     "A Five-Year Overview of Typical Hotel-Motel
                      Development Costs," Spring/Summer, 1981
                     "Mortgage - Equity," Winter/Spring, 1982
                     "Update on Hotel Capitalization Rates,"
                      Winter/Spring, 1982
                     "Mortgage - Equity," Summer/Fall, 1982
                     "Are Casino Hotels Really Worth $500,000 Per Room?"
                      Summer/Fall, 1982
                     "The Hotel-Motel Life Cycle, Summer/Fall, 1982
                     "Mortgage - Equity," Winter/Spring, 1983
                     "Update on Hotel Development Costs," Winter/Spring, 1983 "The Valuation of Hotels and Motels for Assessment
                      Purposes," Winter, 1984
                     "Hotel Capitalization Rates," Summer, 1984
                     "Hotel Development Cost Survey," Summer, 1984
                     "Selecting a Hotel Management Company," Fall, 1984 "Hotel Capitalization Rates," Spring, 1985
                     "How to Perform a Breakeven Analysis," Spring, 1985 "Hotel Capitalization Rates," Winter, 1986
                     "Hotel Development Costs," Winter, 1986
                     "Hotel Valuation Survey," Winter, 1987
                     "Impact of New Tax Laws on Hotel Values," Winter, 1987 "Hotel-Motel Market Sales Update," Winter, 1987 "Structuring an Incentive Management Fee," Fall, 1987 "Understanding Your Hotel's Economic Life," Fall, 1987 "Hotel Development Costs," Fall, 1987
                     "Hotel, Motel Market Sales Update," Winter, 1988 "Amenity Creep," Winter, 1989
                     "Hotel Franchise Fees," Winter, 1989
                     "Hotel Valuation Index," Fall, 1989
                     "Latest Trends in Hotel Values," Fall, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Tri-State Real Estate Journal

                     "Across the Nation: Hotel Sale Prices Escalate on Average,"
                      December 23, 1994

U.S. Real Estate Week

                     "All-Suites Market Entering Second Phase," May 4, 1987

Valuation

                     "Hotel-Motel Market Sales Update," February, 1987

Quarterly Newsletter
Hotel Valuation Journal

                     Professional newsletter with a circulation of 10,000

Real Estate Column
Lodging Hospitality

                     Real estate editor for a major monthly hospitality periodical

Hospitality Column
Real Estate Finance Journal

                     Contributing hospitality editor

Computer Software
Hospitality Valuation Software

                     Hotel financial software for room night analyses, income and expense forecasts, and valuation calculations - developed and distributed for the Appraisal Institute

Hotel-Motel Data
Hospitality Market Data
Exchange

                     National clearinghouse for information pertaining to hotel and motel transactions

Hotel Valuation Index

                     National index of hotel value trends for 24 individual market areas

Hospitality Seminar Series

                     Intensive short courses for hotel and restaurant professionals

Hotel Franchise Fees Analysis Guide

                     Analysis of hotel franchise fees and costs

Hospitality Bibliography

                     Comprehensive literature index of hotel and restaurant books and articles

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                                                     Rushmore, CRE, MAI, CHA
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Awards
Robert H. Armstrong Award

                     For the most significant contribution to The Appraisal Journal in 1975

Activities

                     Commercial pilot, instrument, multi-engine; sailing; skiing

Corporate and Institutional Clients Served

Aetna Life Insurance
AIG Real Estate Investment
Aldrich Eastman and Waltch
Allstate
American Airlines
America's Best Inns
Arthur Anderson & Company
Bankers Trust Company
Bank of America
Bank of Boston
Bank of Montreal
Bank of New York
Bank of Nova Scotia
Bank of Tokyo
Bank One-Columbus
Banque Indosuez
Barclay's Bank
Baybank Boston
The Beacon Companies
Bear, Stearns & Company, Inc.
Best Inns
Best Western International
Boykin Management Co.
Bradbury Suites
C. Itoh
Caesar's World
California Dept. of Transportation
Chase Lincoln First Bank, N.A.
Chase Manhattan Bank
Chemical Bank
Chrysler Capital Corporation
CIGNA
Citibank
Citicorp Real Estate
City of Boston
City of Detroit
City of Grand Rapids
City of Kalamazoo
City of Orlando
City of Philadelphia
City of Santa Monica
City of Toronto
Columbia Sussex Corporation
Continental Illinois National Bank
Copley Real Estate Advisors
Corporex Development
CRI, Inc.
Cushman and Wakefield
Days Inns
Edward J. DeBartolo Corp.

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Corporate and Institutional Clients Served (continued)

Deer Valley Ski Corporation
Doubletree Hotels
Drury Inns
Econo Lodge
Economic Development Admin.
EIE Regent International
Embassy Suites
Equitable Life Assurance
Equitable Real Estate Investment
European American Bank
Fairmont Hotels
Federal Deposit Insurance Corp.
First Boston
First California Savings
First Interstate Bank
First National Bank of Chicago
Four Seasons Hotels
Goldman, Sachs
Greater Orlando Aviation Authority
Great Western Bank
Great Western Savings
Guest Quarters
Hampton Inns
Hilton Hotels, Corp.
Hilton International
Holiday Corporation
Holiday Inns
Home Savings of America
Howard Johnson's
Hudson Hotels Corporation
Hyatt Hotels
Industrial Bank of Japan
Interstate Hotels
The Irvine Company
ITT Commercial Finance Corp.
Japan Airlines
JDC (America) Corporation
John Q. Hammons
John Hancock Life Insurance
Johnson & Wales College
Kenneth Leventhal & Assoc.
Kidder Peabody & Company, Inc.
La Quinta
Larken, Inc.
Lexington Companies
Loews Hotels
Harry Macklowe Real Estate
Marine Midland Bank, N.A.
Marriott Corporation
MA Bay Transit Authority
Massachusetts Mutual Life
Mellon Bank
Meridien Hotels
Merrill Lynch
Merrill Lynch Capital Markets
Metropolitan Life Insurance
Microtel
Midlantic Bank

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Corporate and Institutional Clients Served (continued)

Mitsubishi
Morgan Guaranty Bank & Trust Co.
J.P. Morgan Investment Management
Morgan Stanley
Motel 6, Inc.
Mutual Benefit Co.
National Westminster Bank
New York Life Insurance
Nippon Credit Bank
Nomura Securities Int'l
North American Taisei Corporation
Northwestern Mutual Life
Omni Hotels
Parabas Bank
Prime Motor Inns
Property Capital Trust
Prudential Life Insurance
Radisson Hotels
Ramada Inns
Red Lion Inns
Regent International
Registry Hotels
Residence Inns
Resolution Trust Corporation
Rhode Island Hospital Trust
Ritz-Carlton Hotels
Rodeway Inns
Rose Associates
Salomon Brothers
San Antonio Hotel/Motel Assoc.
Sanwa Bank
Security Pacific Bank
Servico Management Corp.
Sheraton Hotels
Sonesta Hotels
Sonnenblick-Goldman
Steamboat Ski Corporation
Stouffer Hotels
Stratton Corporation
Sumitomo Bank
Summerfield Hotel Corporation
Super 8 Hotels
Swiss Bank Corporation
Taisei
Texas Commerce Bancshares, Inc.
Tishman Realty Corporation
Trans World Airlines
Travelers Insurance
TraveLodge
Trusthouse Forte
UBS Securities
Union Labor Life
United Bank of Switzerland
United Inns, Inc.
United States Steel
Universal Hotels
U.S. Air Force
U.S. Department of Justice

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============


================================================================================

Corporate and
Institutional Clients
Served (continued)

U.S. Department of the Army
U.S. Department of the Interior
U.S. Economic Development Authority
U.S. Trust Company
Walt Disney Productions
Westin Hotels
Williams Hospitality Corporation
Winegardner & Hammons
Winthrop Financial Associates
Wyndham Hotels
Zeckendorf Company

Appearance as
an Expert Witness

Administrative Law Court - SEC, Washington, DC
Appellate Tax Board, Boston, Massachusetts
Arbitration, Wayne, New Jersey
Assessment Appeals Board, Los Angeles County, Los Angeles, California Board of Equalization and Review, Washington, District of Columbia (2) Board of Taxation, Atlantic City, New Jersey
Bureau de Revision Evaluation Fonciere du Quebec, Montreal, Canada Circuit Court, Orange County, Orlando, Florida
Condemnation Review Board, Minneapolis, Minnesota
Corporation Committee, Rhode Island State Senate
Court  of  Common  Pleas,  Allegheny  County, Pennsylvania
Court of Common Pleas, Franklin County, Ohio
Court of Common Pleas, Montgomery, Pennsylvania
Court of Common Pleas, Pittsburgh, Pennsylvania
Court of Common Pleas, Philadelphia, Pennsylvania
Court of Queen's Bench of Alberta, Canada
District Court, Arapahoe County, Colorado
District Court, Dallas County, Texas
District Court, Harris County, Texas
District Court, Tarrant County, Texas
District  Court,  Hennepin  County,  Minneapolis, Minnesota
District Court, Knoxville, Tennessee
Federal Bankruptcy Court, Oakland, California
Federal Bankruptcy Court, Los Angeles, California

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============


================================================================================

Appearance as
an Expert Witness
(continued)

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Denver, Colorado
Federal Bankruptcy Court, District of Columbia
Federal Bankruptcy Court, Miami, Florida (2)
Federal Bankruptcy Court, Chicago, Illinois
Federal Bankruptcy Court, New Orleans, Louisiana
Federal Bankruptcy Court, Greenbelt, Maryland
Federal Bankruptcy Court, Baltimore, Maryland
Federal Bankruptcy Court, Rockville, Maryland
Federal Bankruptcy Court, Boston, Massachusetts
Federal Bankruptcy Court, Grand Rapids, Michigan
Federal Bankruptcy Court, Las Vegas, Nevada
Federal Bankruptcy Court, Newark, New Jersey (2)
Federal Bankruptcy Court, Manhattan, New York (2)
Federal Bankruptcy Court, Westbury, New York
Federal Bankruptcy Court, Philadelphia, Pennsylvania
Federal Bankruptcy Court, Reading, Pennsylvania
Federal Bankruptcy Court, Salt Lake City, Utah
Federal Bankruptcy Court, Madison, Wisconsin (2)
Federal District Court, Rochester, New York
Federal District Court, Philadelphia, Pennsylvania (2)
Judicial  Arbitration  and  Mediation  Services, Dallas, Texas
Michigan Tax Tribunal, Detroit, Michigan
New Jersey Tax Court, Newark, New Jersey (2)
Superior Court, District of Columbia
Superior Court, Clayton County, Georgia (2)
Superior Court of North Carolina
Superior Court, Nashua, New Hampshire
Supreme Court, New York State, Buffalo, New York
Supreme Court, New York State, Manhattan, New York
Supreme Court, New York State, Riverhead, New York

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============


================================================================================

Appearance as
an Expert Witness
(continued)

Tax Review Board, San Joaquin County, Stockton, California
Tax Review Board, Bangor, Maine
Tax Review Board, Schenectady, New York
Tax Review Board, Yorktown, New York
Tax Review Board, North Carolina
Tax Review Board, Philadelphia, Pennsylvania (2)
U.S. District Court, Wilmington, Delaware
U.S. District Court, Madison, Wisconsin

  ==============================================================================
  Partial List of Hotels/Motels, Appraised or Reviewed Internationally

  North America

  Canada

   - Delta Hotel, Calgary
   - Econo Lodge, Hull
   - Hotel Lord Berri, Montreal
   - Hotel Vogue, Montreal
   - Hyatt Regency, Montreal
   - Le Ragence Hyatt, Montreal
   - Holiday Inn, Oshawa, Ontario
   - Hotel Le Chantecler, Quebec
   - Bond Place Hotel, Toronto
   - Carlton Hotel, Toronto
   - Chelsea Hotel, Toronto
   - Delta Chelsea Hotel, Toronto
   - Four Seasons on the Park, Toronto
   - Inn on the Park, Toronto
   - Novotel Missisauga, Toronto
   - Ramada Inn, Toronto
   - Sutton Hotel, Toronto
   - Toronto Marriott East, Toronto
   - Westbury Hotel, Toronto
   - Burnaby Villa Inn, Vancouver
   - Four Seasons Hotel, Vancouver
   - Sheraton Land Mark, Vancouver
   - Sheraton Plaza 500, Vancouver
   - Four Seasons Yorkville Hotel, Yorkville

  United States

  Alabama
   - MEI - Birmingham West, Bessemer
   - Comfort Inn, Birmingham
   - Courtyard by Marriott, Birmingham
   - Courtyard by Marriott-Hoover, Birmingham
   - Courtyard By Marriott/Homewood, Birmingham
   - Crown Sterling Suites, Birmingham
   - Fairfield Inn, Birmingham
   - Holiday Inn, Birmingham
   - Howard Johnson, Birmingham
   - Knights Inn, Birmingham
   - Ramada Inn, Birmingham
   - Residence Inn by Marriott, Birmingham
   - Still Waters Resort, Dadeville
   - Ramada Inn, Gadsden
   - Sheraton Hotel, Gulf Shores
   - Courtyard by Marriott, Huntsville
   - Knights Inn, Huntsville
   - Marriott Hotel-Proposed, Huntsville
   - La Quinta Inn, Huntsville University
   - Days Inn, Mobile
   - Hotel - Proposed, Mobile
   - Inn-Proposed, Mobile
   - Stouffer Riverview, Mobile
   - Courtyard by Marriott, Montgomery
   - Fairfield Inn, Montgomery
   - Holiday Inn-Downtown, Montgomery
   - Holiday Inn-East, Montgomery
   - Howard Johnson, Montgomery
   - La Quinta Inn, Montgomery
   - Residence Inn, Montgomery
   - Marriott's Grand Hotel, Point Clear
   - Holiday Inn, Sheffield
   - La Quinta, Tuscaloosa
   - Masters Economy Inn, Tuscaloosa
   - Proposed Extended Stay, West Mobile

  Alaska
   - Barratt Inn, Anchorage
   - Clarion Hotel, Anchorage
   - Holiday Inn, Anchorage
   - Hotel Captain Hook, Anchorage
   - International Airport Inn, Anchorage
   - Sheraton Anchorage Hotel, Anchorage

  Arizona
   - Holiday Inn, Bullhead City
   - Embassy Suites, Camelback
   - Compri Hotel-Proposed, Chandler
   - Quality Inn, Chandler
   - Ramada Inn, Chandler
   - AmeriSuite Hotel-Proposed, Flagstaff
   - Holiday Inn, Flagstaff
   - Motel 6, Flagstaff
   - Rodeway Inn, Flagstaff
   - Bright Angel Lodge, Grand Canyon
   - El Tovar Hotel, Grand Canyon
   - Grand Canyon National Park, Grand Canyon
   - Kachina Lodge, Grand Canyon
   - Maswik Lodge, Grand Canyon
   - Moqui Lodge, Grand Canyon
   - Phantom Ranch, Grand Canyon
   - Thunderbird Lodge, Grand Canyon
   - Yavapai Lodge, Grand Canyon
   - Hampton Inn-Proposed, Holbrook
   - Moqui Lodge, Kaibab National Forest
   - Rodeway Inn, Kingman
   - Nautical Inn Resort, Lake Havasu City
   - Lexington Hotel Suites, Mesa
   - Biosphere II Conference Center, Oracle
   - Best Western-Per Diem, Phoenix
   - Bobby McGee's, Phoenix
   - Caravan Inn, Phoenix
   - Compri Hotel-Proposed, Phoenix
   - Courtyard by Marriott-Black Canyon, Phoenix
   - Courtyard by Marriott-Mesa, Phoenix
   - Crescent Phoenix Hotel, Phoenix
   - Crown Sterling Suites, Phoenix
   - Days Inn, Phoenix
   - Doubletree Inn at Park Central, Phoenix
   - Embassy Suites, Phoenix
   - Embassy Suites-Biltmore, Phoenix
   - Executive Park Hotel, Phoenix
   - Fountain Suites Hotel, Phoenix
   - Granada Royale-Camelhead, Phoenix
   - Hilton Hotel, Phoenix
   - Holiday Inn, Phoenix
   - Hyatt Regency, Phoenix
   - La Quinta Hotel, Phoenix
   - Lexington Hotel Suites, Phoenix
   - Newton's Sands, Phoenix
   - Phoenician Golf & Tennis Resort, Phoenix
   - Pointe Hilton at Tapatio Cliffs, Phoenix
   - Quality Inn, Phoenix
   - Ramada Inn-Airport, Phoenix
   - Ramada Inn-East, Phoenix
   - Ritz Carlton, Phoenix
   - Sunburst Resort Hotel, Phoenix
   - Hassayampa Inn, Prescott
   - Clarion Inn at McCormick Ranch, Scottsdale
   - Conference Center, Scottsdale
   - Courtyard by Marriott-Mayo, Scottsdale
   - Doubletree Inn at Scottsdale Mall, Scottsdale
   - Fairfield Inn, Scottsdale
   - Fashion Square Hotel, Scottsdale
   - Loews Paradise Resort, Scottsdale
   - Marriott Camelback Inn, Scottsdale
   - Marriott Mountain Shadows, Scottsdale
   - Mountain Shadows Resort, Scottsdale
   - Orange Tree Resort, Scottsdale
   - Ramada-Valley Ho, Scottsdale
   - Red Lion's La Posada Resort, Scottsdale
   - Registry Resort, Scottsdale
   - Rodeway Inn, Scottsdale
   - Scottsdale Princess, Scottsdale
   - Sheraton Scottsdale Resort, Scottsdale
   - The Phoenician, Scottsdale
   - Valley Ho, Scottsdale
   - John Gardiner's Enchantment, Sedona
   - L'Auberege de Sedona, Sedona
   - Los Abrigados, Sedona
   - Orchards Inn, Sedona
   - Hotel-Proposed, Sierra Vista
   - Motel 6, Sierra Vista
   - Temple Bar Resort, Temple Bar
   - Coachman Inn - Proposed, Tolleson/Phoenix
   - Tubac Resort, Tubac
   - Canyon Ranch, Tucson
   - Coachman Inn-Proposed, Tucson
   - Courtyard by Marriott, Tucson
   - Doubletree Inn, Tucson
   - Embassy Suites, Tucson
   - Granada Royale Hometel-E. Broadway, Tucson
   - Hotel Park Tucson-Proposed, Tucson
   - Lexington Suites Hotel, Tucson
   - Loews Hotel, Tucson
   - Resort Hotel-Proposed, Tucson
   - Rodeway Inn, Tucson
   - Sunbelt Commerce Center Hotel, Tucson
   - La Quinta Inn, Tucson East
   - Bobby McGee's, Tuscon
   - Radisson Suite Hotel, Tuscon
   - Ventana Canyon Golf and Racquet, Tuscon
   - Ramada Inn, Union Hill

  Arkansas
   - Sheraton Inn, Fort Smith
   - Hilton, Hot Springs
   - Holiday Inn-Lake Hamilton, Hot Springs
   - Courtyard by Marriott, Little Rock
   - Holiday Inn, Little Rock
   - Legacy Hotel, Little Rock
   - Little Rock Hilton, Little Rock
   - Masters Economy Inn, Little Rock
   - Red Carpet Inn, Little Rock
   - Super 8, Little Rock
   - Masters Economy Inn, North Little Rock
   - Masters Economy Inn, Protho-Junction
   - Holiday Inn, Texarkana

  California
   - Hampton Inn, Agoura Hills
   - Ramada Inn, Agoura Hills
   - Residence Inn-Proposed, Agoura Hills
   - Island Motel, Almeda
   - Anaheim Hilton & Towers, Anaheim
   - Anaheim Park Motor Inn, Anaheim
   - Anaheim Plaza Hotel, Anaheim
   - Best Western Pavillions, Anaheim
   - Carousel Inn, Anaheim
   - Conestoga Hotel, Anaheim
   - Courtyard by Marriott, Anaheim
   - Crown Sterling Suites, Anaheim
   - Disneyland Hotel, Anaheim
   - Golden Forest Motel, Anaheim
   - Hampton Inn, Anaheim
   - Hilton, Anaheim
   - Holiday Inn Anaheim Center, Anaheim
   - Hotel-Proposed, Anaheim
   - Marriott Hotel, Anaheim
   - Pan Pacific Hotel, Anaheim
   - Pitcairn Motel, Anaheim
   - Raffles Inn, Anaheim
   - Ramada Maingate/Disneyland Hotel, Anaheim
   - Roger Morris Inn, Anaheim
   - Stovall's Inn, Anaheim
   - The Station Inn, Anaheim
   - Travelodge Inn at the Park, Anaheim
   - AmeriSuite, Anaheim Hills
   - Comfort Inn, Anahiem
   - Mansouri Hotel, Antioch
   - Red Lion, Apple Valley
   - Hampton Inn, Arcadia
   - Residence Inn, Arcadia
   - Hilton Lodge, Arrowhead Lake
   - Auburn Inn, Auburn
   - Sleep Inn, Auburn
   - Allstar Inn, Bakersfield
   - Clarion Hotel, Bakersfield
   - Courtyard by Marriott, Bakersfield
   - Economy Inn, Bakersfield
   - Ramada Inn, Bakersfield
   - Red Lion Hotel, Bakersfield
   - Residence Inn, Bakersfield
   - Rodeway Inn, Bakersfield
   - Hilton Hotel, Baldwin Park
   - San Gabriel Valley Hotel, Baldwin Park
   - The Hilton Hotel, Baldwin Park
   - Allstar Inn, Barstow
   - Economy Inn, Barstow
   - Marriott Berkeley Marina, Berkeley
   - Shattuck Hotel, Berkeley
   - Beverly Hills Hotel, Beverly Hills
   - Beverly Rodeo Hotel, Beverly Hills
   - Beverly Wilshire Hotel, Beverly Hills
   - Hilton Hotel-Cresthil, Beverly Hills
   - L'Ermitage, Beverly Hills
   - Peninsula Hotel, Beverly Hills
   - Best Western, Big Bear Lake
   - Big Bear Hotel, Big Bear Lake
   - Big Bear Lake Resort, Big Bear Lake
   - Big Bear Towering Pines, Big Bear Lake
   - Motel 6, Big Bear Lake
   - Post Ranch, Big Sur
   - Ventana Inn, Big Sur
   - Rodeway Inn, Blythe
   - Courtyard by Marriott, Brea
   - Holiday Inn, Brentwood
   - Courtyard by Marriott, Buena Park
   - Fairfield Inn, Buena Park
   - Hampton Inn, Buena Park
   - Holiday Inn, Buena Park
   - Crowne Sterling Suites, Burlingame
   - Hyatt Regency, Burlingame
   - Mariott Hotel - SFO, Burlingame
   - Marriott, Burlingame
   - Marriott-San Francisco Airport, Burlingame
   - Radisson Hotel-Proposed, Burlingame
   - Sheraton Hotel, Burlingame
   - Courtyard by Marriott, Camarillo
   - Best Western Fireside Inn, Cambria
   - Cambria Pines Lodge, Cambria
   - Residence Inn, Campbell
   - Hotel-Proposed, Capitola
   - Resort Hotel, Spa & Conference Ctr., Capitola
   - Allstar Inn, Carlsbad
   - Carlsbad Inn, Carlsbad
   - Inn of America, Carlsbad
   - La Costa Hotel and Spa, Carlsbad
   - Olympic Resort Hotel, Carlsbad
   - Tickle Pink Inn, Carmel
   - Allstar Inn, Carpinteria
   - Desert Princess Country Club, Cathedral City
   - Royce Suites Hotel, Cathedral City
   - Digger Bay, Central Valley
   - Marriott Hotel-Proposed, Century City
   - Westin Century Plaza Hotel, Century City
   - Neighborhood Inn-Proposed, Chatsworth
   - Red Lion Hotel, Chico
   - Otay Valley Inn, Chula Vista
   - Travelodge-Otay Valley, Chula Vista
   - Ramada Inn, City of Commerce
   - Sheraton Hotel, City of Industry
   - Allstar Inn, Coalinga
   - Harris Ranch Restaurant/Inn, Coalinga
   - Howard Johnson, Colton
   - Best Western Willow Tree Inn, Compton
   - Concord Hotel, Concord
   - Hilton Hotel, Concord
   - The Trees Inn, Concord
   - Motel 6, Corona
   - Hotel del Coronado, Coronado
   - Loews Coronado Bay Resort, Coronado
   - Madera Village Inn, Corte Madera
   - Ha' Penny Inn, Costa Mesa
   - La Quinta Hotel, Costa Mesa
   - Marriott Suites, Costa Mesa
   - Red Lion Hotel, Costa Mesa
   - Residence Inn, Costa Mesa
   - Pacifica Hotel, Culver City
   - Ramada Inn, Culver City
   - Courtyard by Marriott, Cupertino
   - Doubletree Hotel, Cupertino
   - Doubletree Hotel, Dana Point
   - Spa-Proposed, Danville
   - El Rancho, Davis
   - Furnace Creek Resort, Death Valley
   - Stovepipe Wells Village, Death Valley
   - Hilton, Del Mar
   - Days Inn, Diamond Bar
   - Compri Hotel, El Segundo
   - Proposed Summerfield, El Segundo
   - Days Inn, Emeryville
   - Holiday Inn-Bay Bridge, Emeryville
   - Lyons Restaurant, Emeryville
   - Budget Motel, Encinitis
   - Marriott Tenaya Lodge-Proposed, Fishcamp
   - Holiday Inn, Fort Myers Beach
   - All Suites Hotel/Athletic Club, Foster City
   - Clubtel-Proposed, Foster City
   - Courtyard by Marriott, Foster City
   - Holiday Inn, Foster City
   - Courtyard by Marriott, Fremont
   - Fremont Hotel, Fremont
   - Motel 6, Fremont
   - Residence Inn, Fremont
   - Allstar Inn, Fresno
   - AmeriSuite, Fresno
   - Chateau Inn, Fresno
   - Courtyard by Marriott, Fresno
   - Economy Inn, Fresno
   - Hacienda, Fresno
   - Holiday Inn, Fresno
   - Holiday Inn-Fresno Airport, Fresno
   - Howard Johnson Motel, Fresno
   - Piccadilly Inn, Fresno
   - Travelers Inn, Fresno
   - Travelers Lodge, Fresno
   - Griswold's Hotel, Fullerton
   - Holiday Inn, Fullerton
   - Marriott Hotel, Fullerton
   - Hotel-Proposed, Garden Grove
   - Hyatt Regency Alicante, Garden Grove
   - Princess Hotel, Garden Grove
   - Motel 6, Gilroy
   - Hyatt Regency-Proposed, Goleta
   - Allstar Inn, Hacienda Heights
   - Courtyard by Marriott, Hacienda Heights
   - Half Moon Bay Lodge, Half Moon Bay
   - Courtyard by Marriott, Harbor Boulevard
   - Grosvenor, Harborside-Pt. Loma
   - Inn at Foss Creek, Healdsburg
   - Chateau Marmont, Hollywood
   - Hollywood Palm Hotel, Hollywood
   - Sunset Towers Hotel, Hollywood
   - Waterfront Hilton Hotel, Huntington Beach
   - Compri Hotel, Hutton Centre
   - Grand Champions Resort, Indian Wells
   - Stouffer Esmerelda Resort, Indian Wells
   - Courtyard By Marriott, Irvine
   - Courtyard by Marriott - Proposed, Irvine
   - Embassy Suites, Irvine
   - Hilton Hotel, Irvine
   - Holiday Inn, Irvine
   - Hyatt Hotel, Irvine
   - La Quinta-Proposed, Irvine
   - Marriott Hotel, Irvine
   - Marriott-Proposed, Irvine
   - Registry Hotel, Irvine
   - Residence Inn-Proposed, Irvine
   - Amador Inn, Jackson
   - Embassy Suites, La Jolla
   - Hotel-Proposed, La Jolla
   - La Jolla Property, La Jolla
   - La Jolla Village Inn, La Jolla
   - Marriott Hotel, La Jolla
   - Residence Inn, La Jolla
   - Days Inn-Proposed, La Palma
   - PGA West Resort - Proposed, La Quinta
   - Lafayette Park Hotel, Lafayette
   - Laguna Shores, Laguna Beach
   - Holiday Inn, Laguna Hills
   - Ryokan Hotel-Proposed, Laguna Hills
   - Villa Valencia, Laguna Hills
   - Ritz Carlton, Laguna Niguel
   - Lake Mohave Resort, Lake Mohave
   - Resort at Squaw Creek, Lake Tahoe
   - Courtyard by Marriott, Larkspur Landing
   - Hilton, Las Cruces
   - Surf and Sand Hotel, Leguna Beach
   - Holiday Inn, Lido Beach
   - Motel-Proposed, Little Lake
   - Residence Inn, Livermore
   - Residence Inn-Proposed, Livermore
   - Breakers Hotel, Long Beach
   - Holiday Inn, Long Beach
   - Holiday Inn Airport, Long Beach
   - Marriott Hotel-Long Beach Airport, Long Beach
   - Marriott Hotel-Proposed, Long Beach
   - Ramada Renaissance Hotel, Long Beach
   - Residence Inn, Long Beach
   - Sheraton Long Beach & Office Tower, Long Beach
   - Airport Park Hotel, Los Angeles
   - Bel Age, Los Angeles
   - Biltmore Hotel, Los Angeles
   - Century Inn, Los Angeles
   - Checkers Hotel, Los Angeles
   - Courtyard by Marriott-Irvine Main, Los Angeles
   - Courtyard by Marriott-LAX Airport, Los Angeles
   - Crown Sterling Suites, Los Angeles
   - Days Inn, Los Angeles
   - Econo Lodge-Proposed, Los Angeles
   - Embassy Suites, Los Angeles
   - Embassy Suites-LAX-Proposed, Los Angeles
   - Four Seasons, Los Angeles
   - Hampton Inn-LAX, Los Angeles
   - Herrick and Campbell, Los Angeles
   - Hilton & Towers-LAX, Los Angeles
   - Hilton Hotel, Los Angeles
   - Holiday Inn Crowne Plaza-LAX, Los Angeles
   - Le Montrose Hotel, Los Angeles
   - Ma Maison Sofitel, Los Angeles
   - Macklowe Hotel, Los Angeles
   - Marriott Century City, Los Angeles
   - MCA Hotel-Proposed, Los Angeles
   - New Otani Hotel, Los Angeles
   - Playa Vista Development, Los Angeles
   - Stouffer Concourse Hotel, Los Angeles
   - Westin Bonaventure, Los Angeles
   - Westwood Marquis Hotel, Los Angeles
   - Los Gatos Lodge, Los Gatos
   - Macienda Inn, Los Gatos
   - Toll House Inn, Los Gatos
   - Residence Inn, Manhattan Beach
   - All Suite Hotel, Marina Del Rey
   - Marina Beach Hotel, Marina del Rey
   - Marina del Rey Hotel and Marina, Marina del Rey
   - Marina Suites Hotel, Marina Del Rey
   - Marriott Marina Del Rey, Marina Del Rey
   - Residence Inn, Meriden
   - Quality Suites Hotel - Proposed, Millbrae
   - Beverly Heritage Hotel, Milpitas
   - Crown Sterling Suites, Milpitas
   - Holiday Inn, Milpitas
   - Courtyard by Marriott, Mira Mesa
   - Grosvenor, Mission Bay
   - Motel Orleans, Modesto
   - Red Lion Hotel, Modesto
   - Red Lion-Proposed, Modesto
   - Carmel Mission Inn, Monterey
   - Doubletree Inn, Monterey
   - Former Monterey Hilton Hotel, Monterey
   - Monterey Plaza, Monterey
   - Plaza Hotel, Monterey
   - Sheraton Hotel, Monterey
   - Pebble Beach Company, Monterey County
   - Inn at Morro Bay, Morro Bay
   - Residence Inn, Mountain View
   - Inn at Napa Valley, Napa
   - Best Western Inn, Napa Valley
   - Clarion Hotel-Napa Valley, Napa Valley
   - Silverado, Napa Valley
   - Ha'Penny Motel, National City
   - Allstar Inn, Needles
   - Hilton-Newark/Fremont, Newark
   - Four Seasons Hotel, Newport Beach
   - Hotel Meridien, Newport Beach
   - Hyatt Newporter, Newport Beach
   - Newporter Resort, Newport Beach
   - Sheraton, Newport Beach
   - Days Inn-Proposed, North Hollywood
   - Northstar, North Lake Tahoe
   - Ramada Inn, Norwalk
   - Impact Study - Proposed Hotel, Oakdale
   - Hilton Inn, Oakland
   - Holiday Inn, Oakland
   - Holiday Inn-Oakland Airport, Oakland
   - Parc Oakland Hotel, Oakland
   - Resort - Proposed, Olympic Valley
   - Resort at Squaw Creek-Proposed, Olympic Valley
   - Clarion Hotel, Ontario
   - Compri Hotel, Ontario
   - Fairfield Inn, Ontario
   - Holiday Inn, Ontario
   - Lexington Hotel Suites, Ontario
   - Red Lion Hotel, Ontario
   - Doubletree Hotel, Orange
   - Woodfin Suites, Orange
   - Embassy Suites, Palm Desert
   - Marriott Desert Springs, Palm Desert
   - Canyon Resort, Palm Springs
   - Compri Hotel-Proposed, Palm Springs
   - Courtyard by Marriott, Palm Springs
   - Desert Princess, Palm Springs
   - Grand Champions Resort, Palm Springs
   - International Hotel and Resort, Palm Springs
   - Ocotillo Lodge, Palm Springs
   - Palm Canyon, Palm Springs
   - PGA West Resort-Proposed, Palm Springs
   - Spa Hotel at Mineral Springs, Palm Springs
   - Westin Hotel, Palm Springs
   - Grosvenor, Palmdale
   - Super 8, Palmdale
   - Cowper Square, Palo Alto
   - Garden Court, Palo Alto
   - Holiday Inn, Palo Alto
   - Stanford Park, Palo Alto
   - Marriott, Paradise Valley
   - All Suite Hotel-Proposed, Pasadena
   - Doubletree Hotel, Pasadena
   - Holiday Inn, Pasadena
   - Cascade Ranch Lodge, Pescadero
   - Elk Lodge, Petaluma
   - Hotel Petaluma, Petaluma
   - Hilton-Proposed, Pismo Beach
   - Hilton-Sea Point, Pismo Beach
   - Holiday Inn, Pismo Beach
   - Hotel-Proposed, Pismo Beach
   - Pismo II, Pismo Beach
   - Fairfield Inn, Placentia
   - Residence Inn, Placentia
   - Howard Hughes Center, Playa Vista
   - Pleasant Hill Inn, Pleasant Hill
   - Residence Inn, Pleasant Hill
   - Club Hilton Hotel-Proposed, Pleasanton
   - Compri Hotel, Pleasanton
   - Courtyard by Marriott, Pleasanton
   - Hilton, Pleasanton
   - Holiday Inn, Pleasanton
   - Pleasanton Creek, Pleasanton
   - Shilo Inn - Hilltop, Pomona
   - Compri Hotel, Rancho Bernardo
   - Radisson Suites, Rancho Bernardo
   - Comfort Inn Motel, Rancho Cordova
   - Courtyard by Marriott, Rancho Cordova
   - Economy Inn, Rancho Cordova
   - El Rancho, Rancho Cordova
   - Quality Suites-Proposed, Rancho Cordova
   - Sheraton Sunrise, Rancho Cordova
   - Marriott Rancho Las Palmas, Rancho Mirage
   - Mission Hills Hotel, Rancho Mirage
   - Resort Hotel-Proposed, Rancho Mirage
   - Westin Mission Hills Resort, Rancho Mirage
   - Bridge Bay Resort, Redding
   - Grand Manor Inn, Redding
   - La Quinta Inn, Redding
   - Motel 6, Redding
   - Motel Orleans, Redding
   - Red Lion Inn, Redding
   - Shasta Inn, Redding
   - Portofino Hotel & Yacht Club, Redondo Beach
   - Sheraton, Redondo Beach
   - Sofitel Redwood Shores, Redwood
   - Days Inn, Richmond
   - Best Western Carraige Inn, Ridgecrest
   - Days Inn, Riverside
   - Mission Inn-Proposed, Riverside
   - Omni Mission Inn, Riverside
   - Sheraton Hotel, Riverside
   - Red Lion Inn, Rohnert Park
   - Crown Sterling Suites, S.San Fransicso
   - Allstar Inn, Sacramento
   - Arco Arena II-Proposed, Sacramento
   - Arco Park, Sacramento
   - Catering Center - Proposed, Sacramento
   - Clarion Hotel, Sacramento
   - Compri Hotel-Proposed, Sacramento
   - Courtyard by Marriott, Sacramento
   - Courtyard by Marriott-S. Natomas, Sacramento
   - Hilton Hotel, Sacramento
   - Holiday Inn-Capital Plaza, Sacramento
   - Hotel-Proposed, Sacramento
   - Hyatt Arbitrat, Sacramento
   - Hyatt Regency, Sacramento
   - La Quinta Hotel, Sacramento
   - Motel Orleans, Sacramento
   - Radisson Hotel, Sacramento
   - Red Lion Inn, Sacramento
   - Residence Inn, Sacramento
   - Sacramento Inn, Sacramento
   - Sierra Inn, Sacramento
   - Sterling Hotel, Sacramento
   - Travelers Inn, Sacramento
   - Woodlake Inn, Sacramento
   - Harvest Inn, Saint Helena
   - Courtyard by Marriott, San Bruno
   - San Carlos Motel Development, San Carlos
   - Atlas Hotels/Mission Valley Inn, San Diego
   - Best Western Seven Seas Motor Lodge, San Diego
   - Budget Motel of America, San Diego
   - Catamaran Resort Hotel, San Diego
   - Center Pointe Development, San Diego
   - Comfort Inn, San Diego
   - Courtyard by Marriott-Mira Mesa, San Diego
   - Doubletree Hotel, San Diego
   - Embassy Suites, San Diego
   - Executive Lodge, San Diego
   - Hanalei Hotel, San Diego
   - Harbor Island Hotel-Proposed, San Diego
   - Harborside Inn-Point Loma, San Diego
   - Harbortown Marina Resort, San Diego
   - Holiday Inn Montgomery Airport, San Diego
   - Holiday Inn-Embarcadero, San Diego
   - Holiday Inn-Harbor View, San Diego
   - Horton Grand Saddlery, San Diego
   - Horton Park Plaza Hotel, San Diego
   - Howard Johnson Hotel, San Diego
   - Inter-Continental Hotel & Marina, San Diego
   - Kings Inn, San Diego
   - La Jolla Village Inn, San Diego
   - La Quinta Hotel, San Diego
   - Marriott Hotel-Mission Valley, San Diego
   - Marriott Twin Towers and Marina, San Diego
   - Mission Valley Inn, San Diego
   - Omni Hotel, San Diego
   - Radisson Hotel, San Diego
   - Ramada Inn, San Diego
   - Ramada Limited Suites, San Diego
   - Ramada Old Town, San Diego
   - Ramada Rancho Penasquitos, San Diego
   - Red Lion Inn, San Diego
   - Regency Plaza Hotel, San Diego
   - San Diego Marriott, San Diego
   - Seven Seas Lodge, San Diego
   - Sheraton Grand, San Diego
   - Sheraton Harbor Island East, San Diego
   - Super 8-Point Loma, San Diego
   - Symphony Towers, San Diego
   - Town and Country Hotel, San Diego
   - Travelodge Hotel Plaza, San Diego
   - U.S. Grant Hotel, San Diego
   - Westin-Proposed, San Diego
   - Abagail Inn, San Francisco
   - Bellevue Hotel, San Francisco
   - Cable Motor Inn, San Francisco
   - California Cafe, San Francisco
   - Campton Place, San Francisco
   - Cartwright Hotel, San Francisco
   - Chancellor Hotel, San Francisco
   - Clarion Inn-San Francisco Airport, San Francisco
   - Comfort Inn, San Francisco
   - Courtyard by Marriott-Airport, San Francisco
   - Embarcadero Inn, San Francisco
   - Fairmont Hotel, San Francisco
   - Grand Hyatt, San Francisco
   - Grosvenor Clift Hotel, San Francisco
   - Harbor Court Hotel, San Francisco
   - Hilton Hotel, San Francisco
   - Holiday Inn - Union Square, San Francisco
   - Holiday Inn Crowne Plaza, San Francisco
   - Holiday Inn-Civic Center, San Francisco
   - Holiday Inn-Fisherman's Wharf, San Francisco
   - Holiday Inn-Golden Gateway, San Francisco
   - Holiday Inn-South, San Francisco
   - Holiday Lodge, San Francisco
   - Hotel Diva, San Francisco
   - Hotel Meridien, San Francisco
   - Hotel Union Square, San Francisco
   - Hotel-Proposed, San Francisco
   - Hyatt Fisherman's Wharf, San Francisco
   - Hyatt Regency Embarcadero, San Francisco
   - Inn at Fisherman's Wharf, San Francisco
   - Inn at the Opera, San Francisco
   - Inn-Proposed, San Francisco
   - Juliana Hotel, San Francisco
   - King George Hotel, San Francisco
   - La Quinta Inn, San Francisco
   - La Quinta-Airport, San Francisco
   - Lambourne Hotel, San Francisco
   - Laurel Motor Inn, San Francisco
   - Majestic Hotel, San Francisco
   - Manx Hotel, San Francisco
   - Mark Twain, San Francisco
   - Marriott, San Francisco
   - Marriott San Francisco-Proposed, San Francisco
   - Marriott-Airport, San Francisco
   - Orchard Hotel, San Francisco
   - Pan Pacific Hotel, San Francisco
   - Parc 55 Hotel, San Francisco
   - Park Hyatt Hotel, San Francisco
   - Portman Hotel, San Francisco
   - Prescott Hotel, San Francisco
   - Queen Anne Hotel, San Francisco
   - Ramada Hotel, San Francisco
   - Regis Hotel, San Francisco
   - Ritz-Carlton Hotel, San Francisco
   - San Franciscan, San Francisco
   - San Francisco Hotel, San Francisco
   - Savoy Hotel, San Francisco
   - Sheraton Palace Hotel, San Francisco
   - Sheraton-Fisherman's Wharf, San Francisco
   - Sir Francis Drake Hotel, San Francisco
   - Stanford Court, San Francisco
   - Stouffer Stanford Court Hotel, San Francisco
   - Super 8-Fisherman's Wharf, San Francisco
   - Westin St. Francis, San Francisco
   - Crowne Sterling Suites, San Francisco - South
   - Olympic Club Golf Course, San Francisco/San Mateo
   - Budget Inn, San Jose
   - Courtyard by Marriott, San Jose
   - Cozy 8 Arena Hotel, San Jose
   - Fairmont Hotel, San Jose
   - Holiday Inn, San Jose
   - Ramada Renaissance, San Jose
   - Red Lion Inn, San Jose
   - Islander Motel, San Leandro
   - Apple Farm Inn, San Luis Obispo
   - Embassy Suites, San Luis Obispo
   - Holiday Inn, San Luis Obispo
   - Los Nomados Resort, San Luis Obispo
   - Twin Oaks Golf Course, San Marcos
   - Dunfey San Mateo Hotel, San Mateo
   - Compri Hotel-Proposed, San Pedro
   - Embassy Suites Hotel, San Rafael
   - Marriott Hotel-Proposed, San Ramon
   - Residence Inn, San Ramon
   - AAA Inn, Santa Ana
   - California Palms Hotel, Santa Ana
   - Comfort Inn, Santa Ana
   - Compri Hotel, Santa Ana
   - Embassy Suites Santa Ana, Santa Ana
   - Executive Lodge, Santa Ana
   - Howard Johnson, Santa Ana
   - Quality Inn, Santa Ana
   - Ramada Inn-Orange County, Santa Ana
   - El Encanto Hotel, Santa Barbara
   - Fess Parker's Red Lion Resort, Santa Barbara
   - Four Seasons Hotel, Santa Barbara
   - Montecito Inn, Santa Barbara
   - San Ysidro Ranch, Santa Barbara
   - Santa Barbara Inn, Santa Barbara
   - Biltmore Hotel & Suites, Santa Clara
   - Days Inn, Santa Clara
   - Doubletree Hotel, Santa Clara
   - Embassy Suites, Santa Clara
   - Inn At Saratoga, Santa Clara
   - Marriott Hotel, Santa Clara
   - Quality Suites Hotel, Santa Clara
   - Dream Inn, Santa Cruz
   - Hilton, Santa Maria
   - Motel 6, Santa Maria
   - Econo Lodge-Proposed, Santa Monica
   - Holiday Inn, Santa Monica
   - Holiday Inn at the Pier, Santa Monica
   - Park Hyatt Hotel, Santa Monica
   - Santa Monica Beach Hotel, Santa Monica
   - Santa Monica/Slatkin, Santa Monica
   - Allstar Inn, Santa Rosa
   - Doubletree Hotel, Santa Rosa
   - Fountaingrove Inn, Santa Rosa
   - Holiday Inn, Santa Rosa
   - Round Barn Inn-Proposed, Santa Rosa
   - Sheraton Round Barn, Santa Rosa
   - Days Inn, Seaside
   - Embassy Suites, Seaside
   - Seaside 8 Motel, Seaside
   - Valley Radisson, Sherman Oaks
   - Red Lion, Sonoma
   - Sonoma Mission Inn, Sonoma
   - Holiday Inn - Proposed, Sonora
   - Timberwolf Lodge, South Lake Tahoe
   - Holiday Inn, South San Francisco
   - Hotel-Proposed, South San Francisco
   - Meadowood Resort, St. Helena
   - Hilton Hotel, Stockton
   - Holiday Inn, Stockton
   - La Quinta Hotel, Stockton
   - Motel Orleans, Stockton
   - Paradise Point Manna, Stockton
   - Sheraton-Proposed, Stockton
   - Hilton, Sunnyvale
   - Holiday Inn, Sunnyvale
   - Neighborhood Suites, Sunnyvale
   - Ramada Inn, Sunnyvale
   - Sunnyvale Hilton, Sunnyvale
   - Temecula Creek Inn, Temecula Creek
   - Westlake Plaza Hotel, Thousand Oaks
   - Courtyard by Marriott, Torrance
   - Holiday Inn, Torrance
   - Marriott Hotel, Torrance
   - Residence Inn, Torrance
   - Holiday Inn, Union City
   - MCA Hotel-Proposed, Universal City
   - Comfort Inn, Vallejo
   - Holiday Inn, Van Nuys
   - La Quinta Hotel, Ventura
   - Ocean Resorts, Ventura
   - Sheraton, Ventura
   - Greentree Inn, Victorville
   - Doubletree Inn, Walnut Creek
   - Parkside Hotel, Walnut Creek
   - Ramada Renaissance Hotel, Walnut Creek
   - Royce Hotel-Proposed, Walnut Creek
   - Walnut Creek Project, Walnut Creek
   - Hampton Inn, West Covina
   - Le Bel Age, West Hollywood
   - Le Dufy, West Hollywood
   - Le Mondrian Hotel, West Hollywood
   - Hilton, Whittler
   - Hotel & Conference Center-Proposed, Woodland
   - Marriott Hotel-Woodland Hills, Woodland Hills
   - Skylonda Retreat, Woodside
   - Compri Hotel-Proposed, Yorba Linda
   - Marriott-Tenaya Lodge, Yosemite
   - Motel Orleans, Yuba City

  Colorado
   - Days Inn, Arapahoe
   - Continental Inn, Aspen
   - Ritz-Carlton Hotel-Proposed, Aspen
   - Hampton Inn, Aurora
   - Holiday Inn, Aurora
   - Radisson Hotel, Aurora
   - Radisson Southeast, Aurora
   - Raffles Hotel, Aurora
   - Comfort Inn, Avon
   - Boulder Hotel-Downtown, Boulder
   - Clarion Hotel, Boulder
   - Courtyard by Marriott, Boulder
   - Doubletree Hotel-Proposed, Boulder
   - Hilton Harvest House, Boulder
   - Holiday Inn, Boulder
   - Interlocken Conference Resort-Prop., Boulder
   - Proposed Golf Course, Boulder
   - Residence Inn, Boulder
   - Hilton, Breckenridge
   - Ski Lodge-Proposed, Breckenridge
   - Interlocken Conference Center, Broomfield
   - Interlocken Conference Center-Prop., Broomfield
   - Embassy Suites, Colorado Springs
   - Hilton, Colorado Springs
   - Howard Johnson, Colorado Springs
   - Le Baron Hotel, Colorado Springs
   - Marriott, Colorado Springs
   - Quality Inn, Colorado Springs
   - Red Lion Inn, Colorado Springs
   - Sheraton Inn, Colorado Springs
   - Grand Butte Hotel, Crested Butte
   - Best Western Regency, Denver
   - Brown Palace, Denver
   - Clarion Hotel-Denver Airport, Denver
   - Courtyard by Marriott-Airport, Denver
   - Courtyard by Marriott-Southeast, Denver
   - Days Inn, Denver
   - Denver Airport Hilton Inn, Denver
   - Doubletree Hotel, Denver
   - Embassy Suites, Denver
   - Embassy Suites-Airport, Denver
   - Hilton-Technical Center, Denver
   - Holiday Inn-Downtown, Denver
   - Holiday Inn-West, Denver
   - Jackson's Hole Sport, Denver
   - Marriott-Southeast, Denver
   - Marriott-West, Denver
   - Radisson Hotel, Denver
   - Red Lion Hotel, Denver
   - Regency Inn, Denver
   - La Quinta Inn, Denver - Airport
   - La Quinta, Denver - South
   - Red Lion Inn, Durango
   - Hilton-Denver, Englewood
   - Residence Inn, Englewood
   - Scanticon Conference Center, Englewood
   - Marriott Hotel-Proposed, Fort Collins
   - Holiday Inn, Golden
   - Marriott-Denver West, Golden
   - Ramada Inn, Grand Junction
   - Sheraton-Proposed, Keystone
   - Compri Hotel, Lakewood
   - Hampton Inn, Lakewood
   - Sheraton Inn, Steamboat Springs
   - Proposed Hotel, Telluride
   - Days Inn, Vail
   - Doubletree Hotel, Vail
   - Lodge at Vail, Vail
   - Marriott's Mark Resort, Vail
   - Westin Vail Resort, Vail
   - Ramada Hotel, Westminster
   - Winter Park Resort, Winter Park

  Connecticut
   - Chester Inn-Chester, Chester
   - Inn-Proposed, Chester
   - Super 8-Proposed, Cromwell
   - Danbury Hilton & Towers, Danbury
   - Residence Inn, Danbury
   - Holiday Inn, Darien
   - Howard Johnson Lodge, Darien
   - Ramada Inn, Darien
   - Holiday Inn, East Hartford
   - Howard Johnson Lodge, East Lyme
   - Days Inn-Proposed, Enfield
   - Greenwich Habor Inn, Greenwich
   - Howard Johnson Lodge, Greenwich
   - Showboat Inn, Greenwich
   - Hotel-Proposed, Groton
   - Hilton Hotel, Hartford
   - Holiday Inn-Proposed, Hartford
   - Motel 6, Hartford
   - Ramada Inn, Hartford
   - Sheraton Tobacco Valley Inn, Hartford
   - Summit Hotel, Hartford
   - Super 8 Motel, Hartford
   - Susse Chalet, Hartford
   - Residence Inn By Marriott, Meriden
   - Holiday Inn, Milford
   - Susse Chalet, Milford
   - Howard Johnson Lodge, Mystic
   - Mystic Ramada Inn, Mystic
   - Holiday Inn, New Britain
   - Ramada Inn, New Britain
   - Colony Inn, New Haven
   - Holiday Inn, New Haven
   - Howard Johnson, New Haven
   - Quality Inn, New Haven
   - Residence Inn, New Haven
   - Radisson Hotel, New London
   - Best Western-Proposed, New Milford
   - Courtyard by Marriott, Norwalk
   - Holiday Inn, Norwalk
   - Howard Johnson, Norwalk
   - Ramada Inn, Norwalk
   - Susse Chalet, Rocky Hill
   - Ramada Hotel-Proposed, Shelton
   - Residence Inn - Shelton, Shelton
   - Heritage Village, Southbury
   - Southbury Hotel, Southbury
   - Susse Chalet, Southington
   - Days Inn, Stamford
   - Executive Hotel, Stamford
   - Harley Hotel, Stamford
   - Holiday Inn-Crowne Plaza, Stamford
   - Inn at Mill River, Stamford
   - Le Pavillon Hotel, Stamford
   - Marriott, Stamford
   - Radisson Tara Hotel, Stamford
   - Sheraton, Stamford
   - Best Western-Proposed, Stratford
   - Stratford Motor Lodge, Stratford
   - Marriott Hotel, Trumbull
   - Courtyard by Marriott, Wallingford
   - Susse Chalet, Wallingford
   - Howard Johnson Plaza Hotel, Waterbury
   - Super 8-Proposed, Waterbury
   - Residence Inn-Proposed, Waterford
   - Holiday Inn, Westbury
   - The Island Inn, Westbury
   - Courtyard by Marriott, Windsor
   - Sheraton Tobacco Valley Inn, Windsor
   - Holiday Inn-Proposed, Windsor Locks

  Delaware
   - Wilmington Hilton, Claymont
   - Rusty Rudder, Dewey Beach
   - Residence Inn-Proposed, Newark
   - Hilton Hotel, Wilmington
   - Hotel-Proposed, Wilmington
   - Marriott Suites, Wilmington
   - Residence Inn-Proposed, Wilmington

  District of Columbia
   - All Suite Hotel - Proposed, Washington
   - Bellevue Hotel, Washington
   - Canterbury Hotel, Washington
   - Capital Hilton, Washington
   - Capitol Hill Hotel, Washington
   - Castleton Hotel, Washington
   - Comfort Inn, Washington
   - Convention Center Inn, Washington
   - Dupont Plaza, Washington
   - Embassy Row Hotel, Washington
   - Fairfax Hotel, Washington
   - Fairmont Hotel, Washington
   - Four Seasons Hotel, Washington
   - General Scott Inn, Washington
   - Georgetown Hotel, Washington
   - Grand Hotel, Washington
   - Grand Hyatt, Washington
   - Hampshire House, Washington
   - Harambee House, Washington
   - Hay Adams Hotel, Washington
   - Holiday Inn Crowne Plaza, Washington
   - Holiday Inn-Capitol, Washington
   - Holiday Inn-Georgetown, Washington
   - Holiday Inn-Governor House, Washington
   - Hotel Washington, Washington
   - Howard Johnson, Washington
   - Hyatt Regency-Capitol, Washington
   - Hyatt-Convention Center, Washington
   - International Inn, Washington
   - Intrigue Hotel, Washington
   - Jefferson Hotel, Washington
   - Lombardy Tower Apartment Hotel, Washington
   - Madison Hotel, Washington
   - Manger Annapolis Hotel, Washington
   - Manger Hamilton Hotel, Washington
   - Manger Hay Adams Hotel, Washington
   - Marriott-Key Bridge, Washington
   - Mayflower Hotel, Washington
   - Omni Georgetown Hotel, Washington
   - Omni Shoreham Hotel, Washington
   - Park Terrace Hotel, Washington
   - Phoenix Park Hotel, Washington
   - Plaza Hotel, Washington
   - Potomac Hotel Group, Washington
   - Quality Inn-Capitol Hill, Washington
   - Quality Inn-Downtown, Washington
   - Ramada Inn-Central, Washington
   - Ramada Renaissance Hotel, Washington
   - Ritz-Carlton, Washington
   - River Inn, Washington
   - Riverside Towers, Washington
   - Sheraton City Centre, Washington
   - Sheraton Grand Hotel, Washington
   - Shoreham Hotel, Washington
   - St. James, Washington
   - State Plaza, Washington
   - Statler Hilton Hotel, Washington
   - Washington Hilton, Washington
   - Washington Plaza, Washington
   - Watergate Hotel, Washington
   - Wyndham Bristol Hotel, Washington

  Florida
   - Holiday Inn, Altamonte Springs
   - La Quinta, Altamonte Springs
   - Turnberry Isle Resort, Aventura
   - Boca Raton Hotel and Club, Boca Raton
   - Boca West, Boca Raton
   - Deerfield Beach Hilton, Boca Raton
   - Embassy Suites, Boca Raton
   - Park Place Suite Hotel, Boca Raton
   - Petite Suites, Boca Raton
   - Residence Inn, Boca Raton
   - Days Inn, Brandenton
   - South Seas Resort, Captive Island
   - Days Inn, Clearwater
   - Days Inn-Proposed, Clearwater
   - Holiday Inn - Central/Clearwater, Clearwater
   - La Quinta Inn, Clearwater
   - Sheraton Sand Key Hotel, Clearwater
   - Holiday Inn - Gulfview South, Clearwater Beach
   - Holiday Inn - Surfside North, Clearwater Beach
   - Howard Johnson, Clermont
   - Econolodge, Cocoa Beach
   - Hilton Hotel, Cocoa Beach
   - Holiday Inn, Cocoa Beach
   - Howard Johnson, Cocoa Beach
   - Perkins Restaurant, Cocoa Beach
   - Coconut Grove Hotel, Coconut Grove
   - Mayfair House, Coconut Grove
   - Proposed Hampton Inn, Coconut Grove
   - Biltmore Hotel, Coral Gables
   - Holiday Inn, Coral Gables
   - Holiday Inn (Court), Coral Gables
   - Plantation Hotel, Crystal River
   - Sheraton Inn, Cypress Gardens
   - Budget Inn, Davenport
   - Daytona Beach Surfside Regency, Daytona Beach
   - Howard Johnson, Daytona Beach
   - La Quinta Inn, Daytona Beach
   - Pirates Cove, Daytona Beach
   - Sheraton Inn, Daytona Beach
   - Crown Sterling Suites, Deerfield Beach
   - Days Inn, Deerfield Beach
   - Hilton Hotel, Deerfield Beach
   - Horizon Club, Deerfield Beach
   - Sheraton Inn, Deland
   - Hilton Hotel, Disney World
   - Holiday Inn, Edgewater
   - Knights Inn, Florida City
   - AmeriSuites Hotel-Proposed, Fort Lauderdale
   - Bahia Mar Hotel, Fort Lauderdale
   - Comfort Suites, Fort Lauderdale
   - Compri Hotel-Proposed, Fort Lauderdale
   - Costa Del Sol, Fort Lauderdale
   - Crown Sterling Suites, Fort Lauderdale
   - Days Inn, Fort Lauderdale
   - Embassy Suites Hotel, Fort Lauderdale
   - Executive House, Fort Lauderdale
   - Hilton Hotel, Fort Lauderdale
   - Hilton Inverrary, Fort Lauderdale
   - Holiday Inn - Galleria, Fort Lauderdale
   - Holiday Inn - North Beach, Fort Lauderdale
   - Holiday Inn-Proposed, Fort Lauderdale
   - Marriott Harbor Beach Hotel, Fort Lauderdale
   - Marriott Hotel & Marina, Fort Lauderdale
   - Marriott Hotel-Cypress Road, Fort Lauderdale
   - Pier 66 Hotel and Marina, Fort Lauderdale
   - Port Everglades Hotel, Fort Lauderdale
   - Stouffer Hotel, Fort Lauderdale
   - Days Inn, Fort Meyers
   - Courtyard by Marriott, Fort Myers
   - Holiday Inn, Fort Myers
   - La Quinta Hotel, Fort Myers
   - Sheraton Harbor Place-Proposed, Fort Myers
   - Sheraton Motor Inn, Fort Myers
   - Proposed Hotel, Fort Myers Beach
   - American Way, Fort Pierce
   - Days Inn, Fort Walton Beach
   - Holiday Inn - Airport, Fort.Lauderdale
   - Days Inn-University Center, Gainesville
   - Fairfield Inn, Gainesville
   - Howard Johnson Lodge-I-75, Gainesville
   - La Quinta Hotel, Gainesville
   - University Centre Hotel, Gainesville
   - Holiday Inn, Hialeah
   - Motel, Hillsboro Beach
   - Days Inn, Hollywood
   - Diplomat Hotel, Hollywood
   - Holiday Inn, Hollywood
   - Quality Suites - Oceanside, Indiatlantic
   - Hilton Inn, Inverrary
   - Best Inn, Jacksonville
   - Bradbury Suites-Proposed, Jacksonville
   - Compri Hotel-Proposed, Jacksonville
   - Courtyard By Marriott, Jacksonville
   - Days Inn, Jacksonville
   - Doubletree Club Hotel, Jacksonville
   - Hampton Inn, Jacksonville
   - Hotel-Proposed, Jacksonville
   - Jacksonville Hotel, Jacksonville
   - Residence Inn, Jacksonville
   - Sheraton Hotel, Jacksonville
   - Wyndham Lakes Hotel, Jacksonville
   - Sheraton Beach Hotel, Jensen Beach
   - Howard Johnson, Juno Beach
   - Hilton Hotel, Jupiter
   - Key Biscayne, Key Biscayne
   - Howard Johnson Lodge, Key Largo
   - Casa Marina Marriott, Key West
   - Fairfield Inn, Key West
   - Hampton Inn-Roosevelt Rd., Key West
   - Holiday Inn, Key West
   - Hyatt Hotel, Key West
   - La Concha Holiday Inn, Key West
   - Pier House Inn and Beach Club, Key West
   - Reach Hotel, Key West
   - Santa Maria Hotel, Key West
   - Timeshare Resort, Key West
   - Best Western Vacation Lodge, Kissimmee
   - Days Inn, Kissimmee
   - Days Inn West, Kissimmee
   - Days Lodge, Kissimmee
   - Howard Johnson Plaza Hotel, Kissimmee
   - Howard Johnson's, Kissimmee
   - KOA Campground, Kissimmee
   - Old Town Retail Complex, Kissimmee
   - Quality Suites, Kissimmee
   - Quality Suites-Maingate, Kissimmee
   - Save Inn, Kissimmee
   - Sheraton Lakeside, Kissimmee
   - Suite Hotel-Proposed, Kissimmee
   - Wynfield Inn, Kissimmee
   - Days Inn, Lake Buena Vista
   - Embassy Suites-Proposed, Lake Buena Vista
   - Hilton Hotel-Disney World, Lake Buena Vista
   - Marriott Orlando World Center, Lake Buena Vista
   - Days Inn, Lake City
   - Flagship Inn, Lake County
   - Travelodge Motel, Lake County
   - Lake Park Inn, Lake Park
   - Holiday Inn, Lake Placid
   - Hampton Inn-Proposed, Lakeland
   - Hotel-Proposed, Lakeland
   - Howard Johnson, Lakeland
   - Resort Hotel-Proposed, Lakeland
   - Resort-Imperial Lake-Prpsd., Lakeland
   - Proposed Hotel, Lee County
   - Sonesta Sanibel Harbour, Lee County
   - Holiday Inn, Lido Beach
   - Holiday Inn, Longboat Kay
   - Holiday Inn - Madiera Beach, Madiera
   - Howard Johnson, Marathon
   - Radisson Suite Resort, Marco Island
   - Holiday Inn, Marianna
   - Oceanfront Hotel, Melbourne
   - Quality Suites, Melbourne
   - Bahia Mar Hotel & Yachting Club, Miami
   - Biscayne Bay Marriott, Miami
   - Courtyard by Marriott, Miami
   - Crown Sterling Suites, Miami
   - Doral Ocean Beach Resort, Miami
   - Fairfield Inn, Miami
   - Hilton Hotel-Proposed, Miami
   - Holiday Inn Civic Center, Miami
   - Holiday Inn-Airport (Le Juene Rd.), Miami
   - Holiday Inn-Calder, Miami
   - Howard Johnson Hotel-Broad Causeway, Miami
   - Howard Johnson Hotel-Port of Miami, Miami
   - Howard Johnson Lodge-Golden Glades, Miami
   - Howard Johnson Lodge-Int'l Airport, Miami
   - Hyatt Regency Hotel, Miami
   - Inter-Continental Hotel, Miami
   - Jockey Club, Miami
   - Marriott Hotel-Downtown, Miami
   - Miami Airport Ramada, Miami
   - Proposed AmeriSuites, Miami
   - Propsed Hampton Inn, Miami
   - Residence Inn-Proposed, Miami
   - Sheraton River House, Miami
   - Sofitel Miami, Miami
   - Alexander Hotel, Miami Beach
   - Art Deco Hotel, Miami Beach
   - Cresent Timeshare, Miami Beach
   - Delano Hotel, Miami Beach
   - Doral Beach Hotel, Miami Beach
   - Eden Roc Hotel, Miami Beach
   - Fontainebleu Hotel, Miami Beach
   - Holiday Inn, Miami Beach
   - Holiday Inn-Central, Miami Beach
   - Holiday Inn-North, Miami Beach
   - Holiday Inn-Oceanside, Miami Beach
   - Holiday Inn-South, Miami Beach
   - Hotel-Proposed, Miami Beach
   - Nautilus Club Hotel, Miami Beach
   - Palm Resort on the Ocean, Miami Beach
   - Pan American Radisson, Miami Beach
   - Proposed Hotel, Miami Beach
   - Shelborne Beach Hotel, Miami Beach
   - Sheraton Beach, Miami Beach
   - Solymar Hotel-Proposed, Miami Beach
   - Quality Inn, Naples
   - Quality Inn-Gulfcoast, Naples
   - Registry Hotel at Pelican Bay, Naples
   - Registry Resort-Proposed, Naples
   - Super 8 Motel-Proposed, Naples
   - World Tennis Resort, Naples
   - Hyatt Newporter Hotel, Newport Beach
   - Hilton Hotel, North Redington Beach
   - Masters Economy Inn, North Seffner
   - Amfac Hotel, Orlando
   - Army lodging-Proposed, Orlando
   - Comfort Suites Hotel, Orlando
   - Compri Hotel-Airport-Proposed, Orlando
   - Compri Hotel-Proposed, Orlando
   - Courtyard - Orlando Airport, Orlando
   - Days Inn, Orlando
   - Days Inn and Lodge-Florida Mall, Orlando
   - Days Inn Civic Center, Orlando
   - Days Inn East of Universal Studios, Orlando
   - Days Inn-E/O Magic Kingdom, Orlando
   - Days Inn-Proposed, Orlando
   - Days Inn-Sandlake Road, Orlando
   - Days Suites-E/O Magic Kingdom, Orlando
   - Dolphin Hotel-Proposed, Orlando
   - Dutch Inn, Orlando
   - Embassy Suites, Orlando
   - Fairfield Inn, Orlando
   - Fairfield Inn-Airport, Orlando
   - Grand Cypress Resort, Orlando
   - Hampton Inn - Proposed, Orlando
   - Heritage Inn, Orlando
   - Holiday Inn Central Park, Orlando
   - Holiday Inn Crowne Plaza, Orlando
   - Holiday Inn-Airport, Orlando
   - Holiday Inn-International Drive, Orlando
   - Holiday Inn-Lee Road, Orlando
   - Holiday Inn-Maingate West, Orlando
   - Holiday Inn-Orange Blossom Trail, Orlando
   - Howard Johnson - Walt Disney World, Orlando
   - Howard Johnson-Kirkman, Orlando
   - Howard Johnson-Lake Holden, Orlando
   - Howard Johnson-Maingate, Orlando
   - Hyatt Grand Cypress, Orlando
   - Hyatt Regency Grand Cypress, Orlando
   - Hyatt-W. Irlo Bronson Mem. Hwy., Orlando
   - International Inn, Orlando
   - Kon Tiki Village, Orlando
   - La Quinta Hotel-Airport, Orlando
   - La Quinta Inn, Orlando
   - Omni Orlando, Orlando
   - Orlando Airport Hotel-Proposed, Orlando
   - Orlando Hamiton, Orlando
   - Orlando Plaza Hotel, Orlando
   - Orlando Twin Towers Hotel, Orlando
   - Park Suite Hotel-Proposed, Orlando
   - Peabody Hotel, Orlando
   - Princess Hotel and Spa, Orlando
   - Proposed Wellesley Inn, Orlando
   - Quality Inn, Orlando
   - Radisson Hotel-Aquatic Center, Orlando
   - Regency Inn, Orlando
   - Residence Inn By Marriott, Orlando
   - Rodeway Inn, Orlando
   - Save Inn, Orlando
   - Sheraton Jetport Inn, Orlando
   - Sheraton Lakeside, Orlando
   - Sheraton Twin Towers, Orlando
   - Sonesta Village Resort, Orlando
   - Stouffer Orlando Resort, Orlando
   - Swan Hotel-Proposed, Orlando
   - Thriftway Motel, Orlando
   - Wynfield Inn, Orlando
   - American Way, Osceola
   - Sheraton Gateway Motel, Osceola
   - Brazilian Court Hotel, Palm Beach
   - Heart of Palm Beach Hotel, Palm Beach
   - Hilton Inn, Palm Beach
   - Palm Court, Palm Beach
   - Holiday Inn, Palm Beach Garden
   - Days Inn, Panama City
   - Marriott's Bay Point, Panama City
   - Super 8, Panama City
   - Days Inn, Pensacola
   - Hilton Hotel, Pensacola
   - La Quinta Hotel, Pensacola
   - Residence Inn, Pensacola
   - Super 8, Pensacola
   - Proposed Hampton Inn, Pensacola Beach
   - Comfort Inn, Perdido Key
   - La Quinta, Pinellas County
   - Courtyard by Marriott, Plantation
   - Holiday Inn Plantation, Plantation
   - Sheraton Suites, Plantation
   - Days Inn, Pompano Beach
   - Palm-Aire Spa Resort, Pompano Beach
   - Lodge & Bath Club, Ponte Verde
   - Howard Johnson, Punta Gorda
   - Days Inn, Riviera Beach
   - Safety Harbor Spa, Safety Harbor
   - Holiday Inn, Saint Augustine
   - Howard Johnson, Saint Augustine
   - Courtyard by Marriott, Saint Petersburg
   - Don Ceahsar Beach Resort, Saint Petersburg
   - Hilton Hotel, Saint Petersburg
   - Howard Johnson, Saint Petersburg
   - Ramada Inn, Saint Petersburg
   - Residence Inn, Saint Petersburg
   - Saint Petersburg Motel, Saint Petersburg
   - Sheraton Hotel and Marina, Saint Petersburg
   - Vinoy Park Hotel, Saint Petersburg
   - Countryside Inn, Sanford
   - Days Inn, Sanford
   - Holiday Inn, Sanford
   - Azure Tides Resort-Proposed, Sarasota
   - Days Inn, Sarasota
   - Holiday Inn-Lido Beach, Sarasota
   - Proposed Hotel, Sarasota
   - Holiday Inn, Sebring
   - Embassy Suites, Singer Island
   - Hilton, Singer Island
   - Econo Lodge, Starke
   - Radisson Pan American Hotel, Sunny Isles
   - Best Inn, Tallahassee
   - Courtyard by Marriott, Tallahassee
   - Days Inn-Tallahassee, Tallahassee
   - American Way, Tampa
   - Courtyard by Marriott, Tampa
   - Days Inn, Tampa
   - Embassy Suites-Airport, Tampa
   - Hampton Inn-Airport, Tampa
   - Hilton-Airport, Tampa
   - Holiday Inn, Tampa
   - Holiday Inn Sahal Park, Tampa
   - Holiday Inn-Airport, Tampa
   - Manger Motor Inn, Tampa
   - Marriott Hotel, Tampa
   - Omni Tampa Hotel at Westshore, Tampa
   - Ramada Inn, Tampa
   - Rodeway Inn, Tampa
   - Saddlebrook Resort, Tampa
   - Sheraton Grand West, Tampa
   - Master Economy Inn, Tampa-East(Selfner)
   - Master Economy Inn, Tampa-North(Zephyrhills)
   - Days Inn, Vero Beach
   - Holiday Inn-Countryside, Vero Beach
   - Holiday Inn-Oceanside, Vero Beach
   - Saddlebrook Resort, Wesley Chapel
   - Courtyard by Marriott, West Melbourne
   - Airport Centre, West Palm Beach
   - Courtyard by Marriott, West Palm Beach
   - Days Inn, West Palm Beach
   - Field Palm Hotel, West Palm Beach
   - Hilton-Airport, West Palm Beach
   - Howard Johnson Lodge, West Palm Beach
   - Hyatt Hotel of the Palm Beaches, West Palm Beach
   - Royce Hotel, West Palm Beach
   - Masters Economy Inn, Zephyrhills

  Georgia
   - Atlanta Radisson Hotel, Atlanta
   - Atlanta Terrace Motel, Atlanta
   - Comfort Inn, Atlanta
   - Compri Hotel, Atlanta
   - Courtyard By Marriott-Airport North, Atlanta
   - Courtyard by Marriott-Airport South, Atlanta
   - Courtyard by Marriott-Cumberland, Atlanta
   - Courtyard by Marriott-Executive Pk., Atlanta
   - Courtyard by Marriott-Gwinnett, Atlanta
   - Courtyard by Marriott-Jimmy Carter, Atlanta
   - Courtyard by Marriott-PeachtrDunwdy, Atlanta
   - Courtyard by Marriott-Perimeter, Atlanta
   - Courtyard by Marriott-Rosewell, Atlanta
   - Courtyard by Marriott-Windy Hill, Atlanta
   - Cresthil Inn-Proposed, Atlanta
   - Days Inn, Atlanta
   - Days Inn - Northlake, Atlanta
   - Doubletree Hotel, Atlanta
   - Embassy Suites-Atlanta Perimeter, Atlanta
   - Embassy Suites-Buckhead, Atlanta
   - Embassy Suites-Galleria, Atlanta
   - F.W.W. Hotel, Atlanta
   - Fairfield Inn-Airport, Atlanta
   - Fairfield Inn-Gwinnett, Atlanta
   - Fairfield Inn-North Lake, Atlanta
   - Fairfield Inn-Northwest, Atlanta
   - Fairfield Inn-Peachtree, Atlanta
   - Fairfield Inn-South Lake, Atlanta
   - Hampton Inn-Airport, Atlanta
   - Hilton Inn, Atlanta
   - Holiday Inn Crowne Plaza, Atlanta
   - Holiday Inn-I-20 East, Atlanta
   - Holiday Inn-I-85 Monroe Drive, Atlanta
   - Holiday Inn-Perimeter Dunwooody, Atlanta
   - Hotel-Downtown-Proposed, Atlanta
   - Hotel-Proposed, Atlanta
   - Howard Johnson Hotel-Hartsfield, Atlanta
   - Howard Johnson-Airport, Atlanta
   - Howard Johnson-Northeast, Atlanta
   - Howard Johnson-Northwest, Atlanta
   - Howard Johnson-South, Atlanta
   - Hyatt Atlanta-Airport, Atlanta
   - La Quinta - Stone Mountain, Atlanta
   - La Quinta Hotel, Atlanta
   - La Quinta Hotel-West, Atlanta
   - Marriott Atlanta Airport, Atlanta
   - Marriott Hotel, Atlanta
   - Marriott Hotel-Downtown, Atlanta
   - Marriott Marquis, Atlanta
   - Marriott Suites Hotel-Proposed, Atlanta
   - Marriott-Perimeter, Atlanta
   - Master Economy Inn, Atlanta
   - Motel 6, Atlanta
   - Neighborhood Inn, Atlanta
   - Omni International Hotel, Atlanta
   - Perimeter North Inn, Atlanta
   - Proposed AmeriSuites, Atlanta
   - Quality Inn-Central, Atlanta
   - Radisson Inn, Atlanta
   - Ramada Inn-Perimeter, Atlanta
   - Residence Inn by Marriott-Dunwoody, Atlanta
   - Residence Inn-Airport, Atlanta
   - Residence Inn-Buckhead, Atlanta
   - Residence Inn-Northwest, Atlanta
   - Sheraton Century Center, Atlanta
   - Sheraton-Airport, Atlanta
   - Sporting Club at the Concourse, Atlanta
   - Stouffer Hotel-Proposed, Atlanta
   - Swissotel, Atlanta
   - Terrace Motel, Atlanta
   - Waverly Hotel, Atlanta
   - Westin Lenox Hotel, Atlanta
   - Westin Peachtree Plaza, Atlanta
   - Wyndham Garden Hotel, Atlanta
   - Hyatt Hotel, Atlanta Airport
   - Hampton Inn, Atlanta-Buckhead
   - Courtyard by Marriott, Augusta
   - Landmark Hotel, Augusta
   - Masters Economy Inn - Gordon Hwy., Augusta
   - Masters Economy Inn - Warner Robins, Augusta
   - Masters Economy Inn - Washington Rd, Augusta
   - Holiday Inn, Brunswick
   - Super 8, Brunswick
   - Days Inn, Calhoun
   - Super 8, Cartersville
   - Days Inn, Chamblee
   - Comfort Inn-Proposed, College Park
   - Holiday Inn Crowne Plaza, College Park
   - Courtyard by Marriott, Columbus
   - La Quinta Inn, Columbus
   - Super 8, Columbus
   - Best Inn, Dalton
   - Days Inn, Dalton
   - Holiday Inn-Proposed, Decatur
   - Sheraton Hotel, Decatur
   - Best Western-Perimeter-North, Doraville
   - Days Inn - Gwinnett, Duluth
   - Howard Johnson, Forsyth
   - Holiday Inn-Proposed, Gwinnett County
   - Holiday Inn, Jekyll Island
   - Jekyll Island Inn-Proposed, Jekyll Island
   - Hilton Hotel, Macon
   - Master Economy Inn, Macon
   - Best Inn, Marietta
   - Courtyard by Marriott-Delk Road, Marietta
   - Lafayette Hotel, Marietta
   - Hampton Inn, Marrietta (Atlanta)
   - Master Economy Inn, McDonough
   - Courtyard by Marriott-Perimeter, Norcross
   - Motel 6, Norcross
   - Hilton Hotel, Peachtree Corners
   - Super 8, Rome
   - Best Western, Savannah
   - Courtyard by Marriott, Savannah
   - Days Inn, Savannah
   - Days Inn-Bay Street, Savannah
   - Days Inn-Mall Blvd., Savannah
   - Fairfield Inn, Savannah
   - Hotel-Proposed, Savannah
   - Mulberry Inn, Savannah
   - Radisson Hotel-Proposed, Savannah
   - Royal Savannah, Savannah
   - Sheraton Savannah Resort & C.C., Savannah
   - Town and Country Motel, Savannah
   - Days Inn, Savannah Beach
   - Howard Johnson, Smyrna
   - Master Economy Inn, Tilton
   - Courtyard by Marriott-Northlake, Tucker
   - Master Economy Inn, Warner Robins
   - Super 8, Warner Robins

  Hawaii
   - Hyatt Regency Waikoloa, Hawaii
   - Mauna Kea Hotel, Hawaii
   - Kahala Hilton, Honolulu
   - Plaza Hotel, Honolulu
   - Waikiki Beachcomber, Honolulu
   - Waikiki Hobron, Honolulu
   - Coco Palms Resort, Kauai
   - Kauai Surf Hotel, Kauai
   - Westin Kauai-Kauai Lagoons Resort, Kauai
   - Westin Kauai-Proposed, Kauai
   - Kona Village, Kona
   - Royal Sea Cliff Resort, Kona
   - Westin Kauai at Kauai Lagoon, Lihue
   - Hyatt Regency, Maui
   - Marriott Resort, Maui
   - Maui Lu Hotel, Maui
   - Maui Surf Hotel, Maui
   - Westin Maui, Maui
   - Hawaiian Regent Hotel-Waikiki Beach, Oahu
   - Hotel-Proposed-Schofield Barracks, Oahu
   - Hyatt Regency Waikiki, Oahu
   - Kiahuna Plantation, Poipu Beach, Kauai
   - Transient Lodging Facilities, Schofield Barracks
   - Hilton Hawaiian Village, Waikiki
   - Grand Hyatt Wailea, Wailea

  Idaho
   - Compri Hotel, Boise
   - Holiday Inn, Boise
   - Holiday Inn-Airport, Boise
   - Red Lion Inn, Boise
   - Super 8, Boise
   - Motel 6, Coeur d'Alene
   - Super 8, Coeur d'Alene
   - Proposed Motel, Coure d'Alene
   - Super 8, Lewiston
   - Cotton Tree Inn, Pocatello
   - Super 8, Sand Point
   - Busterback Ranch, Sawtooth Valley

  Illinois
   - Arlington Park Hilton, Arlington Heights
   - Church Creek, Arlington Heights
   - Courtyard by Marriott, Arlington Heights
   - La Quinta Hotel, Arlington Heights
   - Hampton Inn-Proposed, Bedford Park
   - Best Inn, Bloomington
   - Fairfield Inn-Normal, Bloomington
   - Holiday Inn, Bloomington
   - Indian Lakes Resort, Bloomington
   - Ramada Inn, Bloomington
   - Super 8, Bloomington
   - Cresthil-Proposed, Buffalo Grove
   - Holiday Inn, Champaign
   - La Quinta Inn, Champaign
   - Radisson Suites - Champaign, Champaign
   - Suite Hotel-Proposed, Champaign
   - Super 8, Champaign
   - Ambassador West Hotel, Chicago
   - Americana Congress, Chicago
   - Conrad Hilton Hotel, Chicago
   - Courtyard by Marriott-Glenview, Chicago
   - Courtyard by Marriott-Highland, Chicago
   - Courtyard by Marriott-Lincoln, Chicago
   - Courtyard by Marriott-O'Hare, Chicago
   - Courtyard by Marriott-Waukegan, Chicago
   - Courtyard by Marriott-Woodale, Chicago
   - Days Inn, Chicago
   - Executive House, Chicago
   - Fairfield Inn-Lansing, Chicago
   - Fairfield Inn-Willowbrook, Chicago
   - Fairmont Hotel, Chicago
   - Guest Quarters Hotel, Chicago
   - Hilton and Towers, Chicago
   - Hilton-O'Hare, Chicago
   - Holiday Inn-Merchandise Mart, Chicago
   - Howard Johnson-O'Hare Int'l Airport, Chicago
   - Hyatt Regency, Chicago
   - Hyatt Suites Hotel, Chicago
   - Inter-Continental Hotel-Proposed, Chicago
   - La Quinta Inn - Hoffman Est., Chicago
   - Le Meridien, Chicago
   - Lenox House, Chicago
   - Lincoln Hotel, Chicago
   - Mark Twain Hotel, Chicago
   - Marriott-O'Hare, Chicago
   - Mayfair Regent, Chicago
   - McClurg Holiday Inn, Chicago
   - McCormick Inn Hotel, Chicago
   - Morton Hotel, Chicago
   - Omni Ambassador East, Chicago
   - Omni Morton Hotel, Chicago
   - Palmer House Hotel, Chicago
   - Ramada Inn - Lakeshore, Chicago
   - Ramada O'Hare, Chicago
   - Residence Inn-Deerfield, Chicago
   - Residence Inn-Lombard, Chicago
   - Sheraton Hotel-Downtown, Chicago
   - Sheraton Hotel-Proposed, Chicago
   - Sheraton O'Hare, Chicago
   - Sheraton Plaza Hotel, Chicago
   - Summerfield Suites Hotel, Chicago
   - Swissotel, Chicago
   - Tremont Hotel, Chicago
   - Westin Hotel, Chicago
   - Whitehall Hotel, Chicago
   - Hilton Hotel, Collinsville
   - Holiday Inn, Collinsville
   - Super 8, Columbus
   - Super 8, Crystal Lake
   - Super 8, Decatur
   - Courtyard by Marriott, Deerfield
   - Embassy Suites, Deerfield
   - Marriott Suites Hotel, Deerfield
   - Holiday Inn-Chicago, Des Plaines
   - Hotel-Proposed, Des Plaines
   - Compri Hotel-Proposed, Downers Grove
   - Radisson Suite Hotel, Downers Grove
   - Best Inn, Effingham
   - Ramada Inn, Elgin
   - Hampton Inn, Elk Grove Village
   - Marriott Suites, Elk Grove Village
   - Holiday Inn, Elmhurst
   - Orrington Hotel, Evanston
   - Drury Inn, Fairview Heights
   - Conference Center & Resort-Proposed, Fox Lake
   - Holiday Inn, Freeport
   - Hotel-Proposed, Gurnee
   - La Quinta Hotel, Hoffman Estates
   - Carson Inn, Itasca
   - Hamilton Wyndham, Itasca
   - Nordic Hills, Itasca
   - Holiday Inn, Joliet
   - Proposed Harrah's Riverboat, Joliet
   - Days Inn, Kankakee
   - Holiday Inn, LaSalle
   - Marriott Hotel, Lincolnshire
   - Hilton Inn, Lisle
   - Holiday Inn Crowne Plaza, Lisle
   - Embassy Suites, Lombard
   - Holiday Inn, Macomb
   - Best Inn, Marion
   - Best Inn, Mount Vernon
   - Holiday Inn, Mount Vernon
   - Ramada Inn, Mount Vernon
   - Courtyard by Marriott, Naperville
   - Ramada Inn, Naperville
   - Sheraton Naperville, Naperville
   - O'Hareport Hotel, Northlake
   - Courtyard by Marriott, Oakbrook Terrace
   - Super 8, Okawville
   - Fairfield Inn, Peoria
   - Days Inn, Peru
   - Super 8, Peru
   - Courtyard by Marriott, Rockford
   - Fairfield Inn, Rockford
   - Hampton Inn, Rockford
   - Embassy Suites, Rosemont
   - Quality Inn/Clarion, Rosemont
   - Sheraton Int'l At O'Hare, Rosemont
   - Holiday Inn, Salem
   - Compri Hotel, Schaumburg
   - Embassy Suites, Schaumburg
   - Marriott Schaumburg, Schaumburg
   - Holiday Inn, South Beloit
   - Ramada Renaissance Hotel, Springfield
   - Sheraton Inn, Springfield
   - Super 8-East, Springfield
   - Super 8-South, Springfield
   - Jumer's Castle, Urbana
   - Best Inn, Waukegan
   - Super 8, Waukegan

  Indiana
   - Clarion Fourwinds Inn, Bloomington
   - Holiday Inn, Bloomington
   - Inn at the Four Winds, Bloomington
   - Ramada Inn, Bloomington
   - Harbor Point Resort, Brookville Lake
   - Super 8, Columbus
   - Best Inn, Fort Wayne
   - Hilton, Fort Wayne
   - Downtown Hotel, Gary
   - Sheraton, Gary
   - Holiday Inn, Goshen
   - Howard Johnson, Hammond
   - Quality Inn, Hammond
   - Courtyard by Marriott-Airport, Indianapolis
   - Courtyard by Marriott-Carmel, Indianapolis
   - Courtyard by Marriott-Castleton, Indianapolis
   - Embassy Suites-Claypool Center, Indianapolis
   - Fairfield Inn-Castleton, Indianapolis
   - Fairfield Inn-College Park, Indianapolis
   - Hampton Inn-Proposed, Indianapolis
   - Hilton Hotel-Airport, Indianapolis
   - Hilton Inn-Downtown, Indianapolis
   - Holiday Inn-South, Indianapolis
   - Holiday Inn-Southeast, Indianapolis
   - Knights Inn, Indianapolis
   - Midway Motor Lodge, Indianapolis
   - Mohawk Inn, Indianapolis
   - Motel 6, Indianapolis
   - Proposed Fairfield Inn, Indianapolis
   - Proposed Residence Inn, Indianapolis
   - Radisson, Indianapolis
   - Ramada-Airport, Indianapolis
   - Wyndham Garden Hotel, Indianapolis
   - La Quinta Inn, Indianapolis Airport
   - Hilton Inn, Jeffersonville
   - Holiday Inn, La Porte
   - Days Inn, Lafayette
   - Holiday Inn, Lafayette
   - Cotton Mill Inn-Proposed, Madison
   - Hampton Inn, Merrillville
   - Holiday Inn Express, Merrillville
   - La Quinta Inn, Merrillville
   - Hotel Roberts, Muncie
   - Radisson Hotel, Muncie
   - Brown County Inn, Nashville
   - Holiday Inn, Portage
   - Knights Inn, Richmond
   - Holiday Inn, South Bend
   - Howard Johnson, South Bend
   - Signature Inn, Terre Haute
   - Super 8, Terre Haute
   - Courtyard Conversion, Valparaiso
   - Holiday Inn, Vincennes

  Iowa
   - Holiday Inn-Gateway Center, Ames
   - Holiday Inn, Cedar Falls
   - Collins Plaza, Cedar Rapids
   - Holiday Inn, Cedar Rapids
   - Roosevelt Hotel, Cedar Rapids
   - Super 8, Davenport
   - Courtyard by Marriott, Des Moines
   - Fairfield Inn, Des Moines
   - Holiday Inn, Des Moines
   - Holiday Inn - West, Des Moines
   - Holiday Inn-Downtown, Des Moines
   - Holiday Inn-North, Des Moines
   - Ramada Inn, Des Moines
   - Super 8-North, Des Moines
   - Super 8-West, Des Moines
   - Holiday Inn, Iowa City

  Kansas
   - Embassy Suites, Kansas City
   - Fairfield Inn-Overland Park, Kansas City
   - Holiday Inn-Mission Overland Park, Kansas City
   - Fairfield Inn, Kansas City West
   - Holiday Inn, Lawrence
   - University Inn, Lawrence
   - Holiday Inn, Manhattan
   - Courtyard by  Marriott, Overland Park
   - Hampton Inn-Proposed, Overland Park
   - Marriott Hotel, Overland Park
   - Park Inn International, Topeka
   - Super 8, Topeka
   - Canterbury Inn, Wichita
   - Former Sheraton Hotel, Wichita
   - Hilton-East, Wichita
   - Marriott Hotel, Wichita
   - Comfort Inn, Winfield

  Kentucky
   - Conference Center-Proposed, Boone County
   - Howard Johnson, Bowling Green
   - Brown County Inn, Brown County
   - Holiday Inn, Corbin
   - Hotel-Proposed, Covington
   - Thomas More Centre, Crestville Hill
   - Comfort Inn, Elizabethtown
   - Signature Inn, Elkhart
   - Holiday Inn, Florence
   - Signature Inn, Florence
   - Drawbridge Inn, Fort Mitchell
   - Days Inn, Georgetown
   - Days Inn, Henderson
   - Holiday Inn, Henderson
   - Bluegrass Motor Inn, Lexington
   - Courtyard by Marriott, Lexington
   - Holiday Inn, Lexington
   - Holiday Inn-East, Lexington
   - Holiday Inn-North, Lexington
   - Hyatt Hotel, Lexington
   - Knights Inn, Lexington
   - Super 8-Proposed, London
   - Brown Hotel, Louisville
   - Courtyard by Marriott-East, Louisville
   - Holiday Inn, Louisville
   - Holiday Inn South, Louisville
   - Holiday Inn-Central, Louisville
   - Holiday Inn-Northeast, Louisville
   - Ramada Inn, Louisville
   - Ramada Inn-East, Louisville
   - Signature Inn, Louisville
   - Days Inn, Madisonville
   - Executive Inn, Owensboro
   - Super 8-Proposed, Radcliff
   - Holiday Inn, Richmond

  Louisiana
   - Howard Johnson, Alexandria
   - Capital House, Baton Rouge
   - Convention Center Hotel-Proposed, Baton Rouge
   - Courtyard by Marriott, Baton Rouge
   - Crown Sterling Suites, Baton Rouge
   - Embassy Suites, Baton Rouge
   - Hilton Hotel, Baton Rouge
   - Holiday Inn-East, Baton Rouge
   - Holiday Inn-South, Baton Rouge
   - Holiday Inn-West, Baton Rouge
   - La Quinta Inn, Baton Rouge
   - Prince Murat Hotel, Baton Rouge
   - Proposed Homewood Suites, Baton Rouge
   - Quality Inn, Bossier City
   - Ramada Inn, Hammond
   - Ramada Inn, Houma
   - Holiday Inn - New Orleans, Kenner
   - Sheraton, Kenner
   - Hilton Hotel, Lafayette
   - La Quinta Hotel, Lafayette
   - Gateway Hotel, Metairie
   - Howard Johnson-Airport, Metairie
   - Canal Street Hotels L.P., New Orleans
   - Clarion Hotel, New Orleans
   - Days Inn, New Orleans
   - Fairmont Roosevelt Hotel, New Orleans
   - Hampton Inn-Proposed, New Orleans
   - Holiday Inn Crowne Plaza, New Orleans
   - Hostellerie de la Poste, New Orleans
   - Hotel Meridien, New Orleans
   - Hyatt Regency, New Orleans
   - Iberville Hotel, New Orleans
   - Inter-Continental Hotel, New Orleans
   - La Quinta Inn, New Orleans
   - Landmark Bourbon, New Orleans
   - Le Meridien New Orleans, New Orleans
   - Maison Dupuy, New Orleans
   - Marriott Hotel, New Orleans
   - Omni Royal Orleans, New Orleans
   - Ramada Inn, New Orleans
   - Saint Louis Hotel, New Orleans
   - St. Ann/Marie Antoinette, New Orleans
   - Warwick, New Orleans
   - Westin Hotel, New Orleans
   - Residence Inn, Shreveport
   - Super 8, Shreveport

  Maine
   - Hilton Inn, Bangor
   - Ramada Inn, Bangor
   - Residence Inn by Marriott-Proposed, Bangor
   - Inn By The Sea, Cape Elizabeth
   - Hotel-Proposed, Orchard Beach
   - Hotel-Proposed, Portland
   - Portland Regency, Portland
   - Ramada Inn, Portland
   - Sheraton Tara Portland, Portland
   - Susse Chalet, Portland
   - Susse Chalet, Portland (In-town)
   - Keddy's Motor Inn of Maine, Presque Isle
   - Hampton Inn, South Portland
   - Sheraton Inn, South Portland

  Maryland
   - Budget Hotel-Proposed, Aberdeen
   - Chesapeake House, Aberdeen
   - Holiday Inn, Aberdeen
   - Motel-Proposed, Aberdeen
   - Annapolis Hotel, Annapolis
   - Courtyard by Marriott-Riva Road, Annapolis
   - Governor Calvert House, Annapolis
   - Historic Inns of Annapolis, Annapolis
   - Hotel-Proposed, Annapolis
   - Howard Johnson, Annapolis
   - Marriott Hotel, Annapolis
   - Maryland Inn, Annapolis
   - Quality Royale Hotel, Annapolis
   - Ramada Hotel, Annapolis
   - Robert Johnson House, Annapolis
   - Brookshire Hotel, Baltimore
   - Courtyard by Marriott-BWI Airport, Baltimore
   - Days Inn, Baltimore
   - Harbor Court Hotel, Baltimore
   - Harrison's at Pier 5, Baltimore
   - Hilton Hotel, Baltimore
   - Holiday Inn-Belmont Blvd., Baltimore
   - Holiday Inn-Cromwell Bridge, Baltimore
   - Holiday Inn-Glen Burnie, Baltimore
   - Holiday Inn-Inner Harbor, Baltimore
   - Holiday Inn-Int'l Airport, Baltimore
   - Holiday Inn-Moravia Road, Baltimore
   - Holiday Inn-Pikesville, Baltimore
   - Holiday Inn-South Glen Burnie, Baltimore
   - Hotel-Proposed, Baltimore
   - Howard Johnson-Proposed, Baltimore
   - Johns Hopkins Hotel-Proposed, Baltimore
   - Lord Baltimore Hotel, Baltimore
   - Omni International Hotel, Baltimore
   - Ramada Inn-I-695 West, Baltimore
   - Susse Chalet, Baltimore
   - Susse Chalet Inn-BWI Airport, Baltimore
   - Susse Chalet Inn-Golden Ring, Baltimore
   - Bethesda Metro Center, Bethesda
   - Guest Quarters, Bethesda
   - Hyatt Regency Hotel, Bethesda
   - Linden Hill Hotel, Bethesda
   - Omni Linden Hotel, Bethesda
   - Residence Inn, Bethesda
   - Bethseda Metro Center, Bethseda
   - Guest Quarters, Bethseda
   - Residence Inn - Proposed, Bethseda
   - Comfort Suites-Proposed, Bowie
   - Days Inn, Capital Heights
   - Residence Inn, Cockneysville
   - Abbey, College Park
   - Best Western Maryland, College Park
   - Holiday Inn, College Park
   - Sheraton Inn, Dorsey
   - Days Inn, Easton
   - Mariner Inn, Easton
   - Holiday Inn, Frederick
   - Compri Hotel, Gaithersburg
   - Marriott Hotel, Gaithersburg
   - Century XXI Resort, Germantown
   - Comfort Inn, Germantown
   - Hampton Inn, Glen Burnie
   - Residence Inn-Proposed, Greenbelt
   - Courtyard by Marriott, Hunt Valley
   - Hunt Valley Embassy Suites, Hunt Valley
   - Hunt Valley Marriott, Hunt Valley
   - Susse Chalet Inn, Jessup
   - Courtyard by Marriott, Landover
   - Quality Inn-Proposed, Landover
   - Days Inn, Lanham
   - Best Western Maryland, Laurel
   - Days Inn, Laurel
   - Holiday Inn, Laurel
   - Susse Chalet, Linthicum
   - Howard Johnson Plaza Hotel, New Carrollton
   - Carousel Hotel, Ocean City
   - Days Inn, Ocean City
   - Susse Chalet, Oxon Hill
   - Hotel-Proposed, Prince Georges County
   - Budget Hotel-Proposed, Rockville
   - Comfort Inn, Rockville
   - Courtyard by Marriott, Rockville
   - Days Inn-Congressional Park, Rockville
   - Holiday Inn Crowne Plaza, Rockville
   - Quality Inn-Proposed, Rockville
   - Ramada Inn, Rockville
   - Salisbury Hotel, Salisbury
   - Sheraton Hotel, Salisbury
   - Courtyard by Marriott, Silver Spring
   - Quality Inn-Proposed, Silver Spring
   - Comfort Inn-Proposed, Solomons Island
   - Holiday Inn, Towson
   - Quality Inn-Proposed, Westminster

  Massachusetts
   - Susse Chalet, Amsbury
   - Courtyard by Marriott, Andover
   - Marriott Hotel, Andover
   - Stouffer Bedford Glen Hotel, Bedford
   - Anthony's Pier Four, Boston
   - Battery Wharf Hotel-Proposed, Boston
   - Boston Harbor Hotel, Boston
   - Boston World Trade Center, Boston
   - Bostonian Hotel, Boston
   - Colonnade Hotel, Boston
   - Commonwealth Center Hotel, Boston
   - Compri Hotel-Proposed, Boston
   - Copley Plaza Hotel, Boston
   - Courtyard by Marriott-Foxborough, Boston
   - Econo Lodge-Proposed, Boston
   - Harborside Conf. Center-Proposed, Boston
   - Hilton-Back Bay, Boston
   - Hilton-Logan, Boston
   - Holiday Inn-Government Center, Boston
   - Hotel - Proposed, Boston
   - Hyatt Fan Pier-Proposed, Boston
   - Hyatt Harborside-Proposed, Boston
   - Lafayette Hotel, Boston
   - Lenox Hotel, Boston
   - Marriott Copley Place, Boston
   - Meridien Hotel, Boston
   - Omni Parker House, Boston
   - Residence Inn, Boston
   - Ritz-Carlton, Boston
   - Statler Hilton Hotel, Boston
   - Tremont House Hotel, Boston
   - World Trade Center Hotel - Proposed, Boston
   - Marriott Hotel, Boston/Newton
   - Sheraton Tara Hotel, Braintree
   - Ocean Edge Inn & Conference Center, Brewster
   - Holiday Inn, Brookline
   - Days Inn, Burlington
   - Charles Hotel, Cambridge
   - Hyatt Hotel, Cambridge
   - Royal Sonesta Hotel, Cambridge
   - The Charles Hotel, Cambridge
   - Chatham Bars Inn, Chatham
   - Chelmsford Radisson Hotel, Chelmsford
   - Best Western Motor Lodge, Chicopee
   - Cummington Farm Resort-Proposed, Cummington
   - Appleton Inn, Danvers
   - Howard Johnson Hotel, Danvers
   - Radisson Ferncroft Hotel, Danvers
   - Residence Inn - Proposed, Danvers
   - Dedham Comfort Inn, Dedham
   - Holiday Inn, Dedham
   - Wequassett Inn, East Harwich
   - Harbor View Hotel, Edgartown
   - Kelley House, Edgartown
   - Airport Inn, Fall River
   - Sea Crest Hotel, Falmouth
   - Sheraton Inn, Falmouth
   - Radisson Hotel, Ferncroft
   - Sheraton Tara Hotel, Framingham
   - Hotel-Proposed, Franklin
   - Hotel-Proposed, Haverhill
   - Susse Chalet, Holyoke
   - Dunfey Hyannis Hotel, Hyannis
   - Heritage House Hotel, Hyannis
   - Holiday Inn, Hyannis
   - Sheraton Regal Inn, Hyannis
   - Tara Hyannis, Hyannis
   - Canyon Ranch-Berkshires, Lenox
   - Cranwell Hotel and Conference Ctr., Lenox
   - Spa/Resort-Proposed, Lenox
   - Holiday Inn, Leominster
   - Lexington Sheraton, Lexington
   - Residence Inn-Proposed, Littleton
   - Appleton Inn, Lowell
   - Hilton Hotel, Lowell
   - Town House Motor Inn, Lowell
   - Holiday Inn, Marlboro
   - Susse Chalet, Middleboro
   - Sheraton Milford Hotel, Milford
   - Holiday Inn, Natick
   - Skipper's Inn, New Bedford
   - Days Inn, Newton
   - Howard Johnson, Newton
   - Marriott Hotel, Newton
   - Sheraton - Wayfarer, Newton
   - Sheraton Tara, Newton
   - Susse Chalet, Newton
   - North Adams Inn, North Adams
   - Hilton Inn, Northampton
   - Hotel Northampton, Northampton
   - Factory Mutual Hotel, Norwood
   - University Inn, Oxford
   - Holiday Inn, Peabody
   - Berkshire Commons Hotel, Pittsfield
   - Hotel-Proposed, Plymouth
   - Hawthorne Hotel, Salem
   - Days Inn, Saugus
   - Susse Chalet, Seekonk
   - Howard Johnson, Somerset
   - Somerset Omni, Somerset
   - Federal House Inn, South Lee
   - Holiday Inn, Springfield
   - Howard Johnson, Springfield
   - Monarch Place, Springfield
   - Treadway Inn, Springfield
   - Publick House, Sturbridge
   - Sheraton, Sturbridge
   - Regency Inn of Taunton, Taunton
   - Holiday Inn, Tewksbury
   - Susse Chalet, Tewksbury
   - Susse Chalet, Waltham
   - Vista Waltham House, Waltham
   - Hampton Inn, West Springfield
   - Westford Regency Hotel, Westford
   - The Westminster Village Inn, Westminster
   - The Orchards, Williamstown
   - Treadway Inn, Williamstown
   - Days Inn, Woburn
   - Howard Johnson, Woburn
   - Radisson Hotel, Woburn
   - Ramada Inn, Woburn
   - Susse Chalet, Woburn
   - Marriott Hotel, Worcester
   - Alladin Motor Inn, Yarmouth
   - Flagship Motor Inn, Yarmouth
   - Gull Wing Suites Hotel, Yarmouth

  Michigan
   - Motel-Proposed, Adrian
   - Ramada Inn, Allen Park
   - Holiday Inn-Alpena, Alpena
   - Compri Hotel-Proposed, Ann Arbor
   - Hampton Inn-North, Ann Arbor
   - Hampton Inn-South, Ann Arbor
   - Hilton Hotel, Ann Arbor
   - Holiday Inn-East, Ann Arbor
   - Holiday Inn-West, Ann Arbor
   - Residence Inn, Ann Arbor
   - Sheraton Hotel, Ann Arbor
   - AmeriSuites Hotel-Proposed, Auburn Hills
   - Holiday Inn, Auburn Hills
   - Knights Inn, Battle Creek
   - Super 8, Battle Creek
   - Bay Valley Inn, Bay City
   - Howard Johnson, Belleville
   - Fairfield Inn-Airport, Charlotte
   - Courtyard by Marriott, Dearborn
   - Courtyard by Marriott-Airport, Detroit
   - Courtyard by Marriott-Auburn Hills, Detroit
   - Courtyard by Marriott-Livonia, Detroit
   - Days Inn, Detroit
   - Downtown Hotel-Proposed, Detroit
   - Fairfield Inn-Airport, Detroit
   - Fairfield Inn-Auburn Hills, Detroit
   - Fairfield Inn-Warren, Detroit
   - Fairfield Inn-West, Detroit
   - Golden Harp, Detroit
   - Hampton Inn, Detroit
   - Hilton-Airport, Detroit
   - Hilton-North Field, Detroit
   - Holiday Inn, Detroit
   - Holiday Inn-Metro Airport, Detroit
   - Hotel Pontchartrain, Detroit
   - Omni Detroit, Detroit
   - Westin Hotel Renaissance Center, Detroit
   - Holiday Inn, East Lansing
   - Holiday Inn-Proposed, East Lansing
   - Knights Inn, Flint
   - Amway Hotel, Grand Rapids
   - Holiday Inn, Grand Rapids
   - Grand Traverse Resort, Grand Traverse Village
   - Holiday Inn, Howell
   - Jackson Hotel, Jackson
   - Fairfield Inn, Kalamazoo
   - Hilton-Kalamazoo Center, Kalamazoo
   - Holiday Inn, Kalamazoo
   - Radison Plaza Hotel, Kalamazoo
   - Residence Inn, Kalamazoo
   - Super 8, Kalamazoo
   - Embassy Suites-Proposed, Lansing
   - Holiday Inn, Lansing
   - Motel 6, Lansing
   - Quality Suites Hotel, Lansing
   - Compri Hotel-Proposed, Livonia
   - Embassy Suites, Livonia
   - Embassy Suites-Proposed, Livonia
   - Holiday Inn, Livonia
   - Marriott Hotel, Livonia
   - Fairfield Inn, Madison Heights
   - Residence Inn, Madison Heights
   - Holiday Inn, Marquette
   - Knights Inn, Monroe
   - Comfort Inn-Proposed, Mount Clemens
   - Holiday Inn, Muskegan
   - Super 8, Muskegon
   - Hilton Hotel, Novi
   - Holiday Inn-Petoskey, Petoskey
   - Mayflower Hotel, Plymouth
   - Inn at the Bridge, Port Huron
   - Radisson Hotel, Romulus
   - Holiday Inn-East, Saginaw
   - Super 8, Saginaw
   - Courtyard by Marriott, Southfield
   - Embassy Suites, Southfield
   - Hilton Hotel, Southfield
   - Marriott Hotel, Southfield
   - Ramada Inn, Southfield
   - Residence Inn, Southfield
   - The Garden Inn, Southfield
   - Comfort Suites-Proposed, Sterling Heights
   - Holiday Inn, Sturgis
   - Grand Traverse Resort, Traverse City
   - Hampton Inn, Traverse City
   - Park Place Hotel, Traverse City
   - Courtyard by Marriott, Troy
   - Holiday Inn, Troy
   - Marriott, Troy
   - Residence Inn, Troy
   - Courtyard by Marriott, Warren
   - Days Inn, Warren
   - Holiday Inn, Warren
   - Motel 6, Warren
   - Residence Inn, Warren
   - Van Dyke Hotel & Conference Center, Warren
   - Bob Evans Restaurant, Wyoming
   - Super 8, Wyoming
   - Radisson Resort-Conference Center, Ypsilanti

  Minnesota
   - Embassy Suites, Bloomington
   - Hilton Airport Hotel, Bloomington
   - Hilton Hotel, Bloomington
   - Howard Johnson Lodge, Bloomington
   - Marriott Hotel, Bloomington
   - Ramada Inn, Bloomington
   - Days Inn - Minneapolis, Brooklyn Center
   - Residence Inn, Eagan
   - Compri Hotel-Proposed, Minneapolis
   - Courtyard by Marriott-Eden Prairie, Minneapolis
   - Courtyard by Marriott-Mendota, Minneapolis
   - Days Inn, Minneapolis
   - Dyckman Hotel, Minneapolis
   - Hilton Inn, Minneapolis
   - Holiday Inn-Downtown, Minneapolis
   - Hotel-Proposed, Minneapolis
   - Luxeford Hotel, Minneapolis
   - Marquette, Minneapolis
   - Marriott City Center Hotel, Minneapolis
   - Marriott-Minnetonka, Minneapolis
   - Motel 6, Minneapolis
   - Omni-Northstar, Minneapolis
   - Radisson Hotel, Minneapolis
   - Ramada Inn, Minneapolis
   - Sheraton Minneapolis, Minneapolis
   - Sofitel, Minneapolis
   - Motel-Proposed, Montevideo
   - Days Inn, Plymouth
   - Hotel-Proposed, Rochester
   - Howard Johnson, Rochester
   - Motel 6, Rochester
   - Radisson Hotel, Rochester
   - Days Inn, Roseville
   - Holiday Inn, Saint Paul
   - Holiday Inn-Town Square, Saint Paul
   - Hotel-Proposed, Saint Paul
   - Inn and Expo Center, Saint Paul
   - World Trade Hotel, Saint Paul
   - Wayzata Conference Center, Wayzata

  Mississippi
   - Howard Johnson, Biloxi
   - Holiday Inn, Greenwood
   - Motel 6, Hattlesburg
   - Hampton Inn, Jackson
   - Howard Johnson, Jackson
   - Ramada Inn-Proposed, Jackson
   - Residence Inn, Jackson
   - Cabot Lodge, Ridgeland
   - Holiday Inn, Vicksburg

  Missouri
   - Ramada Inn, Columbia
   - Howard Johnson-North St. Louis, Hazelwood
   - Super 8, Independence
   - La Quinta Inn, Jackson - North
   - Capital Plaza, Jefferson City
   - Ramada Inn, Jefferson City
   - Days Inn, Joplin
   - Super 8, Joplin
   - Allis Plaza, Kansas City
   - Americana Hotel, Kansas City
   - AmeriSuites Hotel-Proposed, Kansas City
   - Doubletree Hotel, Kansas City
   - Embassy Suites, Kansas City
   - Fairfield Inn-West, Kansas City
   - Hilton - Proposed, Kansas City
   - Hilton Inn, Kansas City
   - Historic Suites Hotel, Kansas City
   - Holiday Inn, Kansas City
   - Holiday Inn Crowne Plaza, Kansas City
   - Holiday Inn-Proposed, Kansas City
   - Proposed Sheraton Hotel, Kansas City
   - Radisson Suite Hotel, Kansas City
   - Resort Hotel - Proposed, Kansas City
   - Marriott-Tan-Tar-A, Lake of the Ozarks
   - Super 8, Liberty
   - Super 8, North Kansas City
   - Inn at Grand Glaize, Osage Beach
   - Super 8, Saint Joseph
   - Clarion, Saint Louis
   - Courtyard by Marriott-Creve Coeur, Saint Louis
   - Courtyard by Marriott-Downtown, Saint Louis
   - Courtyard by Marriott-Westport, Saint Louis
   - Days Inn, Saint Louis
   - Doubletree Hotel, Saint Louis
   - Drury Inn, Saint Louis
   - Embassy Suites, Saint Louis
   - Fairfield Inn-Hazel, Saint Louis
   - Henry VIII Hotel, Saint Louis
   - Hilton Hotel-Bel Air, Saint Louis
   - Holiday Inn Sports Complex, Saint Louis
   - Holiday Inn-Airport North, Saint Louis
   - Holiday Inn-Downtown, Saint Louis
   - Holiday Inn-Riverfont, Saint Louis
   - Howard Johnson-South, Saint Louis
   - Mayfair Hotel, Saint Louis
   - Omni-St. Louis Station, Saint Louis
   - Ramada Inn-Westport, Saint Louis
   - Residence Inn-Chesterfield, Saint Louis
   - Residence Inn-Richmond Heights, Saint Louis
   - Ritz-Carlton Hotel, Saint Louis
   - Sheraton-Airport, Saint Louis
   - St. Louis Airport Hilton, Saint Louis
   - St. Louis Airport Radisson Hotel, Saint Louis
   - St. Louisian Hotel, Saint Louis
   - Stouffer Concourse Hotel, Saint Louis
   - Super 8, Saint Louis
   - Marriott Hotel, Saint Louis County
   - Holiday Inn, Springfield
   - Sheraton Inn, Springfield
   - Super 8, Springfield
   - Executive Inn & Office Building, St. Louis
   - Holiday Inn, St. Louis
   - Howard Johnson Hotel, St. Louis
   - Hotel-Proposed, Unity Village
   - Holiday Inn, Wendtzville

  Montana
   - Sheraton Hotel, Billings
   - Super 8, Billings
   - Super 8, Great Falls
   - Super 8, Helena
   - Super 8, Kalispell
   - Holiday Inn, Missoula
   - Red Lion Inn, Missoula

  Nebraska
   - Holiday Inn, Kearney
   - Best Western Airport Inn, Lincoln
   - Holiday Inn-Airport, Lincoln
   - Holiday Inn-Northeast, Lincoln
   - Howard Johnson, North Platte
   - Marriott Hotel, Omaha
   - Ramada Inn, Omaha
   - Red Lion Inn, Omaha

  Nevada
   - Lake Mead Resort, Boulder City
   - Ormsby House Hotel and Casino, Carson City
   - Super 8, Carson City
   - Doubletree Hotel and Resort, Cathedral City
   - Best Western Motel - Proposed, Jackpot
   - Airport Inn, Las Vegas
   - Aladdin Hotel and Casino, Las Vegas
   - Alexis Park Resort Hotel, Las Vegas
   - Casino Hotel-Proposed, Las Vegas
   - Courtyard by Marriott, Las Vegas
   - El Rancho Hotel and Casino, Las Vegas
   - Hotel and Casino-Proposed, Las Vegas
   - Jockey Club Hotel and Casino, Las Vegas
   - La Quinta Hotel, Las Vegas
   - Paradise Resort, Las Vegas
   - Residence Inn, Las Vegas
   - Silverbird Casino, Las Vegas
   - Super 8-Proposed, Las Vegas
   - The Mirage, Las Vegas
   - Tropicana Travelodge, Las Vegas
   - Westward Ho Casino, Las Vegas
   - Echo Bay Resort, Overton
   - Holiday Inn, Reno
   - La Quinta Hotel, Reno
   - Quality Inn and Casino, Reno
   - Red Lion Hotel-Proposed, Reno

  New Hampshire
   - Sheraton Wayfarer, Bedford
   - Hampton Inn, Bow
   - Mount Washington Resort, Bretton Woods
   - Balsams Hotel, Dixville Notch
   - Sheraton Inn-Lamie's Tavern, Hampton
   - Woodbound Inn, Jaffrey
   - Brickyard Mountain Inn, Laconia
   - Loon Mountain Hotel, Lincoln
   - Appleton Inns, Manchester
   - Holiday Inn Center, Manchester
   - Sheraton Wayfarer, Manchester
   - Susse Chalet, Manchester
   - Clarion Somerset Hotel, Nashua
   - Hotel-Proposed, Nashua
   - Tara Sheraton Nashua, Nashua
   - Wentworth by the Sea, Newcastle
   - Susse Chalet, Portsmouth
   - Wentworth-by-the-Sea, Portsmouth
   - Salem Inn, Salem
   - Susse Chalet, Salem
   - Landmarc Lodge-East, Waterville Valley
   - Landmarc Lodge-West, Waterville Valley
   - Silver Squirrel Inn, Waterville Valley
   - Snowy Owl Inn, Waterville Valley
   - Chalet Susse International, Inc., Wilton

  New Jersey
   - Marriott Seaview Golf Resort, Abescon
   - Howard Johnson Hotel, Absecon
   - Seaview Country Club, Absecon
   - Berkeley Carteret Hotel, Asbury Park
   - Caesar's Hotel and Casino, Atlantic City
   - Casino Hotel-Proposed, Atlantic City
   - Deauville Hotel, Atlantic City
   - Diplomat Hotel, Atlantic City
   - Hampton Inn, Atlantic City
   - Harrah's Marina Hotel Casino, Atlantic City
   - Lafayette Hotel, Atlantic City
   - Resorts Int'l Hotel and Casino, Atlantic City
   - Royal Inn, Atlantic City
   - Sands Hotel and Casino, Atlantic City
   - Traymore Hotel Site, Atlantic City
   - Tropicana Hotel and Casino, Atlantic City
   - World International Hotel, Atlantic City
   - Bernards Inn, Bernardsville
   - Hotel-Proposed, Bridgewater
   - Proposed Hotel, Camden
   - Cherry Hill Hyatt, Cherry Hill
   - Cherry Hill Inn, Cherry Hill
   - Ramada Inn, Clifton
   - Comfort Suites, E. Rutherford
   - Ramada Renaissance, East Brunswick
   - Sheraton Inn, East Brunswick
   - Sheraton - Per Diem, East Rutherford
   - Holiday Inn-Raritan Center, Edison
   - Hotel-Proposed, Edison
   - Ramada Inn, Edison
   - Best Western Hotel, Egg Harbor Township
   - Newark Airport Vista Hotel, Elizabeth
   - Ramada Inn-Proposed, Elizabeth
   - Sheraton Inn, Elizabeth
   - Marriott Suite Hotel-Proposed, Elmwood Park
   - Howard Johnson, Englewood
   - Conference Center, Farleigh Dickinson
   - Motel-Proposed, Flemington
   - Hamilton Park Conference Center, Florham Park
   - Courtesy Motel, Fort Lee
   - Ramada Inn-Proposed, Franklin Township
   - Playboy Resort, Great Gorge
   - Marriott Hotel, Hanover
   - Sheraton Hotel, Hasbrouck Heights
   - Holiday Inn, Jamesburg
   - Restaurant at Port Liberte, Jersey City
   - Harrogate Senior Living Facility, Lakewood
   - Courtyard by Marriott, Lincroft
   - Hotel-Proposed, Long Branch
   - Comfort Inn, Mahwah
   - Courtyard by Marriott, Mahwah
   - Residence Inn-Proposed, Mahwah
   - Economy Lodge - Proposed, Meadowlands
   - Holiday Inn, Meadowlands
   - Hotel-Proposed, Meadowlands
   - Meadowlands Hilton, Meadowlands
   - Sheraton Hotel, Meadowlands
   - Forsgate Conference Center, Monroe Township
   - Conference Center, Morristown
   - Governor Morris Inn, Morristown
   - Headquarters Plaza Hotel, Morristown
   - Pleasantville Farms Conference Cent, Morristown
   - Howard Johnson Lodge, Mount Holly
   - Courtyard by Marriott, Mount Laurel
   - Hilton, Mount Laurel
   - Days Hotel, New Brunswick
   - Hyatt Hotel, New Brunswick
   - Rennaisance Hotel, New Brunswick
   - Residence Inn - Princeton, New Jersey
   - Airport Hotel-Proposed, Newark
   - Courtyard by Marriott-Airport, Newark
   - Holiday Inn, Newark
   - Holiday Inn-Airport North, Newark
   - Hotel-Proposed, Newark
   - Howard Johnson Hotel, Newark
   - Days Inn, North Bergen
   - Holiday Inn, North Brunswick
   - Port-O-Call, Ocean City
   - Sting Ray Motel, Ocean City
   - Hotel-Proposed, Ocean Grove
   - Spray View Hotel, Ocean Grove
   - Macy Hotel-Proposed, Paramus
   - Red Carpet Inn, Paramus
   - Residence Inn-Proposed, Paramus
   - Marriott Hotel-Proposed, Park Ridge
   - Embassy Suites, Parsippany
   - Hilton, Parsippany
   - Residence Inn-Proposed, Parsippany
   - Howard Johnson, Phillipsburg
   - Hotel-Proposed, Piscataway
   - Residence Inn-Proposed, Piscataway
   - Compri Hotel-Proposed, Princeton
   - Hyatt Regency, Princeton
   - Marriott Hotel, Princeton
   - Omni Nassau Inn, Princeton
   - Treadway Inn, Princeton
   - Howard Johnson, Ridgefield Park
   - Hotel-Proposed, Rockleigh
   - Hotel-Proposed, Roxbury Township
   - Ramada Inn, Runnemede
   - Howard Johnson, Saddle Brook
   - Marriott Hotel, Saddle Brook
   - Days Inn, Secaucus
   - Howard Johnson, Secaucus
   - Ramada Inn, Secaucus
   - Hilton At Short Hills, Short Hills
   - Pier 4 Motel, Somers Point
   - Garden State Convention Center, Somerset
   - Holiday Inn, Somerset
   - Marriott Hotel, Somerset
   - Neighborhood Suites-Proposed, Somerset
   - Sommerset Plaza Hotel, Somerset
   - Summerfield Suites Hotel, Sommerset
   - Hewitt Wellington Hotel, Spring Lake
   - Hotel-Proposed, Spring Lake
   - Loews Glenpointe Hotel, Teaneck
   - Appleton Inn, Tinton Falls
   - Envoy Inn, Tinton Falls
   - Hilton Inn, Tinton Falls
   - Residence Inn, Tinton Falls
   - Sunrise Suite Hotel, Tinton Falls
   - Hotel-Proposed, Toms River
   - Hotel-Proposed, Turnersville
   - Hotel-Proposed, Wayne
   - Howard Johnson-Proposed, Wayne
   - Holiday Inn, Wildwood Crest
   - Motel, Wrightstown

  New Mexico
   - Compri Hotel-Proposed, Albuquerque
   - Courtyard by Marriott-Airport, Albuquerque
   - Fairfield Inn-Proposed, Albuquerque
   - Hampton Inn, Albuquerque
   - Hilton Hotel, Albuquerque
   - Holiday Inn, Albuquerque
   - Marriott Hotel, Albuquerque
   - Radisson Suite Hotel-Proposed, Albuquerque
   - Residence Inn, Albuquerque
   - Rodeway Inn, Albuquerque
   - Winrock Motor Inn, Albuquerque
   - La Quinta Inn, Albuquerque - Airport
   - Corkin's Lodge, Chama
   - La Quinta Inn, Farmington
   - Hilton, Las Cruces
   - Las Cruces Hilton, Las Cruces
   - Super 8, Las Cruces
   - Ski Rio Ski Resort, Miracle Mountain
   - Super 8, Raton
   - Young's Ranch, Red River
   - Eldorado Hotel, Santa Fe
   - Homewood Suites Hotel, Santa Fe
   - Hotel-Proposed, Santa Fe
   - Inn at Loretto, Santa Fe
   - Inn on the Alameda, Santa Fe
   - La Fonda Hotel, Santa Fe
   - La Quinta Hotel, Santa Fe
   - Residence Inn, Santa Fe
   - Santa Fe Motel, Santa Fe
   - Sheraton de Santa Fe, Santa Fe

  New York
   - Americana Inn, Albany
   - Desmond Hotel, Albany
   - Hilton Hotel, Albany
   - Marriott Hotel, Albany
   - Sheraton Inn, Albany
   - Susse Chalet, Albany
   - VIP Motor Lodge (Howard Johnson), Albany
   - Embassy Suites-Proposed, Amherst
   - Holiday Inn, Amherst
   - Annandale Inn-Proposed, Annandale
   - Wampus Inn-Proposed, Armonk
   - Treadway Inn, Batavia
   - Hampton Inn, Binghamton
   - Holiday Inn-Arena, Binghamton
   - Holiday Inn-SUNY, Binghamton
   - Hotel-Proposed, Binghamton
   - Howard Johnson, Binghamton
   - Residence Inn, Binghamton
   - Sheraton Inn, Binghamton
   - Eden Motel, Bronx
   - Days Inn-Proposed, Brookhaven
   - Residence Inn, Brookhaven
   - Brooklyn Hotel-Proposed, Brooklyn
   - Hilton Hotel, Brooklyn
   - Airport Hotel-Proposed, Buffalo
   - Buffalo Hotel, Buffalo
   - Days Hotel-Proposed, Buffalo
   - Hilton Hotel, Buffalo
   - Holiday Inn - Midtown, Buffalo
   - Hyatt Hotel, Buffalo
   - Hyatt Regency Hotel & Retail Area, Buffalo
   - Radisson Hotel, Buffalo
   - Ramada Inn-Airport, Buffalo
   - Ramada Renaissance Hotel, Buffalo
   - Residence Inn-Proposed, Buffalo
   - Sheraton Hotel, Buffalo
   - Sheraton Inn Buffalo East, Buffalo
   - Sheraton Inn-Airport, Buffalo
   - Sheraton Inn, Canadaiqua
   - Airway Motel, Cheektowaga
   - Holiday Inn - Airport, Cheektowaga
   - Holiday Inn - Gateway, Cheektowaga
   - Quality Inn, Cheektowaga
   - Sheraton Buffalo, Cheektowga
   - Steeplechase Park-Proposed, Coney Island
   - Hilton Inn, Corning
   - Resort/Conference Center-Proposed, Cornwall
   - Holiday Inn, Cortland
   - Roycroft Inn, East Aurora
   - Hotel-Proposed, East Elmhurst
   - Susse Chalet, East Greenbush
   - Nevele Hotel, Ellenville
   - Int'l Conf./Learning Center-Propose, Ellis Island
   - Days Inn, Elmsford
   - Howard Johnson, Elmsford
   - Neighborhood Suites Hotel-Proposed, Fishkill
   - Residence Inn, Fishkill
   - Metropole Hotel, Flushing
   - Midway Hotel, Flushing
   - Sheraton - Proposed, Flushing Center
   - Hotel-Proposed, Garden City
   - Wyndham Condominium, Garden City
   - Harrison Conference Center, Glen Clove
   - Great Neck Hotel, Great Neck
   - Comfort Inn, Greece
   - Holiday Inn-Proposed, Greece
   - Tamarack Lodge, Greenfield Park
   - Claudio's Restaurant, Greenport
   - Colonie Hill, Hauppauge
   - Holiday Inn, Hauppauge
   - Marriott Wind Watch Hotel & Golf, Hauppauge
   - Marriott Windwatch, Hauppauge
   - Ramada Inn, Hauppauge
   - Residence Inn, Hauppauge
   - Homewood Suites-Proposed, Henrietta
   - Howard Johnson, Huntington
   - Huntington Townhouse, Huntington
   - Hampton Inn, Islandia
   - Marriott Wind Watch, Islandia
   - Hotel-Proposed, Islip
   - Howard Johnson Hotel, Ithaca
   - Ramada Inn, Ithaca
   - Sheraton Inn, Ithaca
   - JFK Hilton, Jamaica
   - Howard Johnson, Kingston
   - Ramada Inn, Kingston
   - Omni Sagamore, Lake George
   - Ramada Inn, Lake George
   - Former Lake Placid Club Hotel, Lake Placid
   - Hilton Hotel, Lake Placid
   - Mirror Lake Inn, Lake Placid
   - Holiday Inn, Latham
   - Howard Johnson, Latham
   - Howard Johnson, Liberty
   - The New Brown's Resort, Loch Sheldrake
   - Convention Center - Proposed, Long Island
   - Eastern Nassau/W. Suffolk Hotel, Long Island
   - Hyatt Hotel-Proposed, Long Island
   - Motel-Proposed, Lynbrook
   - Crowne Plaza Hotel, Manhattan
   - Hotel Mark, Manhattan
   - Proposed Economy Hotel, Manhattan
   - Sugar Maples Resort, Maplecrest
   - Hotel-Proposed, Middletown
   - Howard Johnson, Middletown
   - Montauk Yacht Club and Inn, Montauk
   - Kutsher's Resort, Monticello
   - Motel-Proposed, Nanuet
   - Wallkill Valley Inn Project, New Paltz
   - Hotel-Proposed, New Rochelle
   - Le Richmond Hotel, New Rochelle
   - Ramada Plaza Inn and Offices, New Rochelle
   - Sheraton Inn, New Rochelle
   - Aberdeen Hotel, New York
   - American Youth Hostel, New York
   - Americana Hotel, New York
   - Ashley Hotel, New York
   - Astor House-Proposed, New York
   - Barbizon Plaza Hotel, New York
   - Barclay Hotel, New York
   - Battery Park City Hotel-Proposed, New York
   - Berkshire Place, New York
   - Best Western Woodward Hotel, New York
   - Biltmore Hotel, New York
   - Broadway Crowne Plaza, New York
   - Carlton House Hotel, New York
   - Century Paramount Hotel, New York
   - Chatwal Inn, New York
   - Chatwal Inn on 45th Street, New York
   - Chatwal Inn on Park Avenue, New York
   - Chinatown Hotel-Proposed, New York
   - Courtyard by Marriott-Proposed, New York
   - Custom's House, New York
   - Days Inn, New York
   - Days Inn-West 57th Street, New York
   - Doral Inn, New York
   - Dover Hotel, New York
   - Downtown Athletic Club, New York
   - Downtown Conference Center, New York
   - Drake Hotel, New York
   - Econo Lodge-Proposed, New York
   - El Rio Grande, New York
   - Embassy Suites-Times Square-Propose, New York
   - Empire Hotel, New York
   - Essex House, New York
   - Executive Hotel, New York
   - Giordano Hotel, New York
   - Gorham Hotel, New York
   - Grand Bay at Equitable Center, New York
   - Grand Hyatt Hotel, New York
   - Greenwich Street Hotel, New York
   - Halloran House, New York
   - Hampton House, New York
   - Harley Hotel, New York
   - Helmsley Hotel, New York
   - Hilton Hotel, New York
   - Hilton Hotel-Statler, New York
   - Holiday Inn, New York
   - Holiday Inn Crowne Plaza-Broadway, New York
   - Holiday Inn Crowne Plaza-Manhattan, New York
   - Holland Hotel, New York
   - Hotel Intercontinental, New York
   - Hotel Pierre, New York
   - Hotel-1926 Broadway-Proposed, New York
   - Hotel-East 57th Street-Proposed, New York
   - Hotel-Proposed, New York
   - Hotel-Tenth Avenue-Proposed, New York
   - Howard Hotel, New York
   - Howard Johnson, New York
   - Journey's Court Hotel-Proposed, New York
   - Journey's End, New York
   - Kalikow Hotel-Proposed, New York
   - Kennedy Inn, New York
   - Lancaster Hotel, New York
   - Le Meridien Liberty New York, New York
   - Lowell Hotel, New York
   - Luxury Hotel-Proposed, New York
   - Macklowe Hotel, New York
   - Madison Towers Hotel, New York
   - Manger Windsor Hotel, New York
   - Mark Hotel, New York
   - Marriott East Side, New York
   - Marriott Financial Center, New York
   - Marriott Hotel-Proposed, New York
   - Marriott Marquis, New York
   - Martinique Hotel, New York
   - Mayfair Regent, New York
   - Milford Plaza Hotel, New York
   - Millennium Hotel, New York
   - Navarro Hotel, New York
   - Nova Park-Gotham, New York
   - Novotel, New York
   - Omni Berkshire Place, New York
   - Omni Park Central, New York
   - Parc Fifty One Hotel, New York
   - Parker Meridien Hotel, New York
   - Peninsula Hotel, New York
   - Penta Hotel, New York
   - Piccadilly Hotel, New York
   - Plaza Hotel, New York
   - President Hotel, New York
   - Prince George Hotel, New York
   - Prince Street Hotel-Proposed, New York
   - Proposed Hotel and Apartments, New York
   - Proposed Luxury Hotel-Proposed, New York
   - Quality Inn, New York
   - Quality Suites, New York
   - Ramada Inn, New York
   - Regent Hotel-Proposed, New York
   - Regent of New York-Proposed, New York
   - Ritz-Carlton, New York
   - Roger Smith Winthrop Hotel, New York
   - Roosevelt Hotel, New York
   - Russian Tea Room, New York
   - Sheraton Hotel, New York
   - Sheraton Motor Inn, New York
   - Sheraton Park Avenue, New York
   - Soho Hotel-Proposed, New York
   - St. Moritz Hotel, New York
   - St. Regis, New York
   - Stanhope, New York
   - Sutton Place Hotel, New York
   - Taft Hotel, New York
   - Tenth Avenue Hotels-Proposed, New York
   - The Pierre Hotel, New York
   - The Plaza Athenee, New York
   - Times Square Hotel-Proposed, New York
   - Timeshare-Proposed, New York
   - Travel Inn, New York
   - Tudor Hotel, New York
   - UN Plaza Suite Hotel-Proposed, New York
   - Vista International, New York
   - Waldorf=Astoria Hotel, New York
   - Warwick Hotel, New York
   - Westbury Hotel, New York
   - Westin Plaza Hotel, New York
   - Woodward Hotel-Proposed, New York
   - York Club, New York
   - Howard Johnson Motel & Restaurant, Newburgh
   - Ramada Inn, Newburgh
   - Hilton Hotel, Niagara Falls
   - Howard Johnson, Norwich
   - Hotel-Proposed, Orangetown
   - Hudson Valley Conference Center, Ossining
   - Sheraton Inn, Ossining
   - Hotel-Proposed, Oswego
   - Best Western, Painted Post
   - Lodge on the Green, Painted Post
   - Residence Inn - Proposed, Parsippany
   - Senior Living - Proposed, Pearl River
   - Drum Hill Hotel, Peekskill
   - Holiday Inn, Plainview
   - Howard Johnson, Plainview
   - Pickwick Motor Inn, Plainview
   - Residence Inn, Plainview
   - Holiday Inn, Plattsburgh
   - Motel-Proposed, Port Jefferson
   - Comfort Inn-Proposed, Poughkeepsie
   - Courtyard by Marriott, Poughkeepsie
   - Radison Hotel, Poughkeepsie
   - Wyndham Hotel, Poughkeepsie
   - Best Western-LaGuardia Airport, Queens
   - Crown Motel, Queens
   - Crowne Plaza-LaGuardia Airport, Queens
   - Days Inn-LaGuardia Airport, Queens
   - Executive Inn, Queens
   - Hilton Inn-LaGuardia Airport, Queens
   - Hilton-JFK Airport, Queens
   - Holiday Inn-JFK Airport, Queens
   - Holiday Inn-LaGuardia Airport, Queens
   - Howard Johnson, Queens
   - Jade East Motel, Queens
   - JFK Plaza Hotel, Queens
   - Marriott Hotel-JFK Airport, Queens
   - Marriott-LaGuardia Airport, Queens
   - Metropole Hotel, Queens
   - Midway Hotel, Queens
   - Riviera Hotel, Queens
   - Royce Hotel-LaGuardia Airport, Queens
   - Sheraton-LaGuardia East-Proposed, Queens
   - Adria Hotel, Queens (Bayside)
   - Holiday Inn, Riverhead
   - Riverhead Motor Hotel, Riverhead
   - Americana Hotel, Rochester
   - Courtyard by Marriott-Wrighton, Rochester
   - Days Hotel (former Holiday Inn), Rochester
   - Hilton-Campus, Rochester
   - Holiday Inn, Rochester
   - Hotel-Proposed (former St. Bernard), Rochester
   - Hyatt Hotel, Rochester
   - Lodge at Woodcliff, Rochester
   - Omni Suites Hotel, Rochester
   - Residence Inn, Rochester
   - Sheraton Inn, Rochester
   - Stouffer Hotel, Rochester
   - Town House Inn, Rochester
   - Limited Service Hotel-Proposed, Rome
   - Hotel - Proposed, Roslyn
   - Roslyn Country Club, Roslyn
   - Courtyard by Marriott, Rye
   - Le Richemonde Hotel, Ryebrook
   - Baron's Cove Inn, Sag Harbor
   - Holiday Inn, Saratoga
   - Hotel-Proposed, Saratoga Springs
   - Howard Johnson, Saugerties
   - Holiday Inn, Schenectady
   - Ramada Inn, Schenectady
   - Dering Harbor Inn, Shelter Island
   - Crowne Plaza-Proposed, Smithtown
   - Howard Johnson, Smithtown
   - Sheraton, Smithtown
   - Raleigh Hotel, South Fallsburg
   - Hotel-Proposed, Southhold
   - Susse Chalet, Spring Valley
   - Executive Motor Inn, Springfield Gardens
   - Staten Island Hotel, Staten Island
   - Imperial Htl/Stevensville Golf Crs., Stevensville
   - Holiday Inn, Suffern
   - Motel on the Mountain, Suffern
   - Browns Hotel, Sullivan County
   - Imperial Hotel, Sullivan County
   - The New Brown's Resort, Sullivan County
   - Courtyard by Marriott, Syracuse
   - Embassy Suites, Syracuse
   - Hampton Inn, Syracuse
   - Hilton Inn, Syracuse
   - Holiday Inn-Downtown, Syracuse
   - Holiday Inn-Exit 35, Syracuse
   - Holiday Inn-Exit 36, Syracuse
   - Holiday Inn-Exit 39, Syracuse
   - Holiday Inn-I-90, Syracuse
   - Homewood Suites Hotel-Proposed, Syracuse
   - Hotel Syracuse, Syracuse
   - Hotel-Proposed, Syracuse
   - Marriott Hotel, Syracuse
   - Residence Inn-Proposed, Syracuse
   - Sheraton University Inn & Conf.Ctr., Syracuse
   - Treadway Inn, Syracuse
   - Courtyard by Marriott, Tarrytown
   - Tarrytown House Conference Center, Tarrytown
   - Westchester Marriott, Tarrytown
   - Embassy Suites - Proposed, Times Square, New York
   - Marriott Hotel, Uniondale
   - Sheraton Nassau Hotel, Uniondale
   - Howard Johnson Hotel, Utica
   - Howard Johnson, Vestal
   - Hotel-Proposed, Watertown
   - Convention Hotel-Proposed, Westbury
   - Dalts Restaurant, Westbury
   - Howard Johnson, Westbury
   - Marriott Hotel, Westchester
   - Inn-Proposed, Westhampton
   - Crowne Plaza, White Plains
   - Hotel-Proposed, White Plains
   - Howard Johnson, White Plains
   - Roger Smith Hotel, White Plains
   - Stouffer Westchester Hotel, White Plains
   - White Plains Hotel, White Plains
   - Anton Meadows, Yaphank
   - Quality Suites, Yorktown
   - Yorktown Motor Lodge, Yorktown Heights

  North Carolina
   - Days Inn - Central, Asheville
   - Holiday Inn - Airport, Asheville
   - Holiday Inn - Tunnel, Asheville
   - Inn on the Plaza, Asheville
   - Sheraton Inn, Asheville
   - Days Inn, Ashville
   - Masters Economy Inn - Rocky Mount, Battlebro
   - Days Inn, Blowing Rock
   - All-Suite Hotel-Proposed, Boone
   - Residence Inn-Proposed, Cary
   - Carolina Inn, Chapel Hill
   - Hilton-Proposed, Chapel Hill
   - Charlotte Registry Hotel-Per Diem, Charlotte
   - Compri Hotel-Proposed, Charlotte
   - Courtyard by Marriott, Charlotte
   - Days Inn, Charlotte
   - Days Inn-Uptown, Charlotte
   - Fairfield Inn, Charlotte
   - Howard Johnson, Charlotte
   - Howard Johnson Lodge, Charlotte
   - Knights Inn, Charlotte
   - Manger Motor Inn, Charlotte
   - Marriott City Center, Charlotte
   - Marriott Hotel-Independence Center, Charlotte
   - Masters Economy Inn - Charlotte No, Charlotte
   - Masters Economy Inn - Merchandise, Charlotte
   - Queen City Motel, Charlotte
   - Residence Inn, Charlotte
   - Residence Inn-North, Charlotte
   - Resistry Hotel, Charlotte
   - Royce Suite Hotel, Charlotte
   - Sheraton Inn, Charlotte
   - Conference Center, Clemmons
   - Sheraton Motel, Dunn
   - Best Western, Durham
   - Cricket Inn, Durham
   - Days Inn, Durham
   - Dutch Village Inn, Durham
   - Fairfield Inn, Durham
   - Holiday Inn-West, Durham
   - Motel 6, Durham
   - Sheraton-University Center, Durham
   - The Duke Inn, Durham
   - Days Inn, Fayetteville
   - Fairfield Inn, Fayetteville
   - Holiday Inn, Fayetteville
   - Hotel-Proposed, Fayetteville
   - Knights Inn, Fayetteville
   - Goldsboro Motel, Goldsboro
   - Courtyard by Marriott, Greensboro
   - Days Inn, Greensboro
   - Embassy Suites, Greensboro
   - Fairfield Inn, Greensboro
   - Hilton, Greensboro
   - Marriott Hotel, Greensboro
   - Residence Inn, Greensboro
   - Sheraton Greensboro, Greensboro
   - Hotel-Proposed, Greenville
   - Radisson Hotel, High Point
   - Days Inn, Lumberton
   - Maggie Valley Country Club, Maggie Valley
   - Courtyard by Marriott, Raleigh
   - Fairfield Inn, Raleigh
   - Hampton Inn, Raleigh
   - Hilton, Raleigh
   - Holiday Inn-Downtown, Raleigh
   - Marriott Hotel-RTP, Raleigh
   - Raleigh Radisson, Raleigh
   - Residence Inn, Raleigh
   - Holiday Inn - Airport, Research Triangle Park
   - Howard Johnson, Roanoke Rapids
   - Sheraton Inn, Rocky Mount
   - Days Inn, Rocky Mountain
   - Fairfield Inn, Rocky Mountain
   - Motel 6, Rocky Mountain
   - Days Inn, Rowland
   - Sheraton Motel, Selma
   - Masters Economy Inn, Smithfield
   - Holiday Inn, Southern Pines
   - Fairfield Inn, Wilmington
   - Hilton, Winston/Salem
   - Holiday Inn, Winston/Salem
   - Winston Plaza Hotel, Winston/Salem

  North Dakota
   - Holiday Inn, Bismark
   - Radisson Inn, Bismark
   - Super 8, Bismark
   - Ramada Hotel, Fargo
   - Ramada Inn-Proposed, Fargo
   - Super 8, Grand Forks
   - Super 8, Minot

  Ohio
   - Holiday Inn-Cascade, Akron
   - Ramada Inn, Akron
   - Residence Inn, Akron
   - Aurora Inn and Pine Lake Trout Club, Aurora
   - Sheraton Inn, Aurora
   - Woodlands Inn, Aurora
   - Courtyard by Marriott, Blue Ash
   - Embassy Suites, Blue Ash
   - Residence Inn-Proposed, Blue Ash
   - Best Western, Cambridge
   - Days Inn, Cambridge
   - Hilton Hotel, Canton
   - Super 8, Canton
   - Best Western Northeast, Cincinnati
   - Carousel Inn, Cincinnati
   - Cincinnati Hotel, Cincinnati
   - Clarion Hotel, Cincinnati
   - Days Inn, Cincinnati
   - Embassy Suites-Proposed, Cincinnati
   - Holiday Inn-Downtown, Cincinnati
   - Holiday Inn-Eastgate, Cincinnati
   - Holiday Inn-Northeast, Cincinnati
   - Holiday Inn-Riverfront, Cincinnati
   - Holiday Inn-South, Cincinnati
   - Hotel-Airport-Proposed, Cincinnati
   - Howard Johnson, Cincinnati
   - Hyatt, Cincinnati
   - Knights Inn, Cincinnati
   - KOA Campground, Cincinnati
   - Marriott Inn, Cincinnati
   - Netherland Hilton, Cincinnati
   - Omni Netherland Plaza, Cincinnati
   - Proposed Hotel, Cincinnati
   - Radisson Inn, Cincinnati
   - Ramada Inn, Cincinnati
   - Residence Inn, Cincinnati
   - Residence Inn-North, Cincinnati
   - Sheraton Inn-Proposed, Cincinnati
   - Treadway Inn, Cincinnati
   - Vernon Manor, Cincinnati
   - AmeriSuite Hotel-Proposed, Cleveland
   - Downtown Hotel-Proposed, Cleveland
   - Fairfield Inn-Brook Park, Cleveland
   - Fairfield Inn-West, Cleveland
   - Holiday Inn-Airport, Cleveland
   - Holiday Inn-Lakeside, Cleveland
   - Hyatt Hotel-Proposed, Cleveland
   - Marriott Hotel, Cleveland
   - Sheraton City Center, Cleveland
   - Sheraton Hopkins, Cleveland
   - AmeriSuite - Proposed, Columbus
   - Embassy Suites, Columbus
   - Fairfield Inn-North, Columbus
   - Fairfield Inn-West, Columbus
   - Hilton Inn, Columbus
   - Holiday Inn-Airport, Columbus
   - Holiday Inn-City Center, Columbus
   - Holiday Inn-Worthington, Columbus
   - Hotel-Proposed, Columbus
   - Howard Johnson Hotel, Columbus
   - Howard Johnson-East, Columbus
   - Howard Johnson-West, Columbus
   - Knights Inn-West, Columbus
   - Marriott Hotel, Columbus
   - Nationwide Hotel, Columbus
   - Residence Inn-North, Columbus
   - Sheraton Plaza Hotel, Columbus
   - Sheraton-North, Columbus
   - Union Plaza Hotel-Steeplechase, Columbus
   - University Inn, Columbus
   - Woodfin Hotel, Columbus
   - Courtyard by Marriott, Crosswoods
   - Courtyard by Marriott, Dayton
   - Daytonian Hilton, Dayton
   - Fairfield Inn, Dayton
   - Hope Hotel & Conference Center, Dayton
   - Knights Inn-North, Dayton
   - Marriott Hotel, Dayton
   - Motel 6, Dayton
   - Ramada Inn, Dayton
   - Residence Inn-North, Dayton
   - Residence Inn By Marriott, Dayton South
   - Courtyard by Marriott, Dublin
   - Woodfin Suites, Dublin
   - East Liverpool Motor Lodge, East Liverpool
   - Howard Johnson, Euclid
   - Ramada Inn, Fairlawn
   - Hampton Inn, Independence
   - Howard Johnson, Lima
   - Ramada Inn, Lima
   - Best Western, Mansfield
   - Holiday Inn, Marietta
   - Lafayette Hotel, Marietta
   - Holiday Inn, Middletown
   - Howard Johnson, Middletown
   - Regal 8 Inn, Middletown
   - Sheraton-Proposed, Milford
   - Super 8, Montrose
   - Ramada Inn, Sandusky
   - Days Inn, Sharonville
   - Holiday Inn-Cincinnati North, Sharonville
   - Super 8, St. Clairsville
   - Holiday Inn, Strongsville
   - Balhalla Hotel, Toledo
   - Courtyard by Marriott, Toledo
   - Fairfield Inn-Airport, Toledo
   - Hilton at the Medical College, Toledo
   - Hilton Hotel, Toledo
   - Holiday Inn, Toledo
   - Knights Inn-West, Toledo
   - Marriott Portside Hotel, Toledo
   - Radisson Hotel, Toledo
   - Sofitel, Toledo
   - Hampton Inn-Proposed, Wickliffe
   - Holiday Inn, Youngstown
   - Hotel-Proposed, Youngstown
   - Sheraton-Proposed, Youngstown

  Oklahoma
   - Fountainhead Resort, Mcintosh County
   - Residence at the Trails Inn, Norman
   - Suit Hotel, Norman
   - Courtyard by Marriott, Oklahoma City
   - Embassy Suites, Oklahoma City
   - Holiday Inn, Oklahoma City
   - Lexington Hotel Suites, Oklahoma City
   - Lincoln Plaza Hotel, Oklahoma City
   - Marriott Hotel, Oklahoma City
   - Meridien Plaza, Oklahoma City
   - Sheraton Hotel, Oklahoma City
   - Arrowhead Resort, Pittsburgh County
   - Camelot Hotel, Tulsa
   - Doubletree Hotel, Tulsa
   - Former Holiday Inn, Tulsa
   - Former Holiday Inn-Downtown, Tulsa
   - Holiday Inn, Tulsa
   - Holiday Inn-Convention Center, Tulsa
   - La Quinta Inn, Tulsa
   - Marriott Hotel, Tulsa
   - Mayo Hotel, Tulsa
   - Residence Inn, Tulsa
   - Westin Hotel, Tulsa

  Oregon
   - Inn At Face Rock, Bandon
   - Courtyard by Marriott, Beaverton
   - Red Lion Motel, Bend
   - Sunriver Lodge and Resort, Bend
   - Econolodge Motel, Eugene
   - Valley River Inn, Eugene
   - Residence Inn Portland-South, Lake Oswego
   - Big Creek Resort-US Highway 101, Lane County
   - Embassy Suites, Portland
   - Holiday Inn Crowne Plaza - Proposed, Portland
   - Holiday Inn-Airport, Portland
   - Holiday Inn-South, Portland
   - Proposed Sheraton Suites, Portland
   - Red Lion - Jantzen Beach, Portland
   - Red Lion Inn-Lloyd Center, Portland
   - Red Lion Inn-Portland Center, Portland
   - Residence Inn - Proposed, Portland
   - Vintage Plaza Hotel, Portland
   - Wells Building, Portland
   - Execulodge Motel, Salem
   - Oregon Capital Inn, Salem
   - Springfield Red Lion Inn, Springfield
   - Sunriver Resort, Sunriver

  Pennsylvania
   - Allentown Hilton Hotel, Allentown
   - Holiday Inn, Allentown
   - Proposed Microtel, Allentown
   - Quality Inn, Allentown
   - Bedford Springs Hotel, Bedford
   - Compri Hotel-Proposed, Bensalem
   - Days Inn-Proposed, Bensalem
   - Holiday Inn, Bensalem
   - Residence Inn By Marriott, Berwyn
   - Econolodge, Bristol
   - Days Inn, Brookville
   - Buck Hill Falls Inn, Buck Hill Falls
   - Howard Johnson, Butler
   - Holiday Inn, Chambersburg
   - Days Inn, Clarion
   - Embassy Suites, Coraopolis
   - Hydeholde Country House-Proposed, Coraopolis
   - Days Inn, Danville
   - Holiday Inn, Dubois
   - Lafayette Inn-Proposed, Easton
   - Howard Johnson Hotel, Erie
   - Ramada Inn, Erie
   - Holiday Inn, Essington
   - Quality Suites-Proposed, Essington
   - Super 8-Proposed, Essington
   - Howard Johnson, Gibsonia
   - Compri Hotel-Proposed, Harrisburg
   - Holiday Inn, Harrisburg
   - Marriott Hotel, Harrisburg
   - Penn Harris Inn, Harrisburg
   - Sheraton Inn, Harrisburg
   - Super 8-Proposed, Harrisburg
   - Holiday Inn, Hazleton
   - Super 8-Proposed, Hazleton
   - Plaza Valley Forge Hotel, King of Prussia
   - Radisson Hotel, King of Prussia
   - Sheraton Hotel, King of Prussia
   - Valley Forge Complex, King of Prussia
   - Valley Forge Hilton, King of Prussia
   - Motel-Proposed, Lake Ariel
   - Days Inn, Lancaster
   - Holiday Inn-Route 30E, Lancaster
   - Holiday Inn-Route 501, Lancaster
   - Sheraton Lancaster Golf Resort, Lancaster
   - Super 8-Proposed, Lancaster
   - Holiday Inn, Lionville
   - Hilton-Great Valley, Malvern
   - Summerfield Suite-Proposed, Malvern
   - Days Inn, Meadville
   - Hilton Inn, Monroeville
   - Holiday Inn-West, Monroeville
   - Economy Hotel, Montgomery Township
   - Holiday Inn, New Hope
   - Treadway Inn, Newport
   - Residence Inn-Proposed, Paoli
   - Conference Center-Proposed, Penn State
   - Barclay Hotel, Philadelphia
   - Bellevue, Philadelphia
   - Courtyard by Marriott-Devon, Philadelphia
   - Courtyard-Willow Grove, Philadelphia
   - Days Inn-Airport, Philadelphia
   - Econo Lodge-Franklin Towne, Philadelphia
   - Essex Hotel, Philadelphia
   - Franklin Motor Inn, Philadelphia
   - Franklin Plaza Hotel, Philadelphia
   - Guest Quarters Hotel, Philadelphia
   - Hampton Inn-Proposed, Philadelphia
   - Health Club-Proposed, Philadelphia
   - Hilton Inn, Philadelphia
   - Hilton Inn-Northeast, Philadelphia
   - Holiday Inn-City Center, Philadelphia
   - Holiday Inn-City Line, Philadelphia
   - Hub Motor Inn, Philadelphia
   - Hyatt-Proposed, Philadelphia
   - Marriott Hotel, Philadelphia
   - Marriott Hotel-Airport, Philadelphia
   - Omni Philadelphia, Philadelphia
   - Penn Center Inn, Philadelphia
   - Quality Inn-Center City, Philadelphia
   - Residence Inn-Proposed, Philadelphia
   - Rittenhouse Hotel, Philadelphia
   - Treadway Mohawk, Philadelphia
   - Treadway Roosevelt, Philadelphia
   - Residence Inn, Philadelphia/Berwyn
   - Clubhouse Inn, Pittsburgh
   - Courtyard by Marriott, Pittsburgh
   - Hampton Inn at Playhouse Square, Pittsburgh
   - Hilton Hotel, Pittsburgh
   - Holiday Inn-Greentree, Pittsburgh
   - Holiday Inn-North, Pittsburgh
   - Holiday Inn-Parkway-East, Pittsburgh
   - Holiday Inn-Parkway-West, Pittsburgh
   - Hotel-Proposed, Pittsburgh
   - Howard Johnson Hotel, Pittsburgh
   - Marriott Hotel, Pittsburgh
   - Marriott-Airport, Pittsburgh
   - Motel 6, Pittsburgh
   - Quality Inn, Pittsburgh
   - Royce Hotel-Airport, Pittsburgh
   - U.S.S. Hotel-Proposed, Pittsburgh
   - Westin William Penn, Pittsburgh
   - Courtyard By Marriott, Pittsburgh Airport
   - Holiday Inn, Reading
   - Sheraton Hotel, Reading
   - Hilton at Lackawanna Station, Scranton
   - Hilton Hotel, Scranton
   - Sheraton Inn, Stroudsburg
   - HoJo Inn, Tannersville
   - Hilton-Northeast, Trevose
   - Compri Hotel-Proposed, Valley Forge
   - Courtyard by Marriott, Valley Forge
   - Holiday Inn-Meadowlands, Washington
   - Holiday Inn, Wilkes-Barre
   - Days Inn-Proposed, Williamsport
   - Hotel-Proposed, Williamsport
   - Hampton Inn - Proposed, Willow Grove
   - Holiday Inn-Market Street, York
   - Holiday Inn-Route 30 and I-83, York
   - Ramada Inn, York
   - Super 8-Proposed, York

  Rhode Island
   - Cresthil-Proposed, Lincoln
   - Courtyard by Marriott, Newport
   - Vanderbilt Hotel-Convention Center, Newport
   - Quality Inn, North Kingston
   - Biltmore Plaza, Providence
   - Convention Center Hotel-Proposed, Providence
   - Holiday Inn Providence - Downtown, Providence
   - Hotel-Proposed, Providence
   - Marriott Hotel, Providence
   - Sheraton-Airport, Providence
   - Susse Chalet, Smithfield
   - Howard Johnson, Warwick
   - Residence Inn-Proposed, Warwick
   - Susse Chalet, Warwick

  South Carolina
   - Quality Inn Motel, Anderson
   - Super 8, Anderson
   - Budget Hotel - Proposed, Charleston
   - Charleston Center Hotel-Proposed, Charleston
   - Cooper River Inn, Charleston
   - Days Inn, Charleston
   - Francis Marion Hotel, Charleston
   - Hampton Inn-Proposed, Charleston
   - Hawthorne Suites Hotel, Charleston
   - Holiday Inn, Charleston
   - Holiday Inn-Airport, Charleston
   - Holiday Inn-Riverview, Charleston
   - Masters Economy Inn - Mt. Pleasant, Charleston
   - Masters Economy Inn - Rivers Ave, Charleston
   - Middleton Inn, Charleston
   - Omni Charleston, Charleston
   - Quality Inn, Charleston
   - Trusthouse Forte, Charleston
   - Courtyard by Marriott, Columbia
   - Courtyard by Marriott-Northeast, Columbia
   - Courtyard by Marriott-Northwest, Columbia
   - Embassy Suites, Columbia
   - Marriott Hotel, Columbia
   - Masters Economy Inn - I-26, Columbia
   - Masters Economy Inn - Knox Abbot, Columbia
   - Motel 6, Columbia
   - Residence Inn, Columbia
   - Coral Beach Hotel, Coral Beach
   - Days Inn, Dillon
   - Save Inn, Fairplay
   - Fairfield Inn, Florence
   - Holiday Inn, Florence
   - Days Inn, Gaffney
   - Courtyard by Marriott, Greenville
   - Fairfield Inn, Greenville
   - Greenville Hilton Hotel, Greenville
   - Ramada Inn, Greenville
   - Super 8, Greenwood
   - Days Inn, Hardeeville
   - Fairfield Inn, Hilton Head
   - Hilton Head Inn, Hilton Head
   - Holiday Inn, Hilton Head
   - Inter-Continental Hotel, Hilton Head
   - Islander Inn, Hilton Head
   - Quality Suites-Proposed, Hilton Head
   - Residence Inn-Proposed, Hilton Head
   - Sheraton Inn, Hilton Head
   - PGA East Resort-Proposed, Kiawah Island
   - Save Inn, Lake Hartwell
   - Days Inn, Mt. Pleasant
   - Coral Beach Hotel, Myrtle Beach
   - Radisson Hotel, Myrtle Beach
   - Best Western Inn, North Charleston
   - Budget Hotel-Proposed, North Charleston
   - Days Inn, North Charleston
   - Northwoods Atrium Inn, North Charleston
   - Days Inn, Santee
   - Holiday Inn-West, Spartanburg
   - Howard Johnson, Spartanburg
   - Residence Inn, Spartanburg

  South Dakota
   - Holiday Inn, Aberdeen
   - Holiday Inn, Rapid City
   - Holiday Inn, Sioux Falls
   - Super 8, Sioux Falls
   - Holiday Inn, Spearfish

  Tennessee
   - Ameri Suite Hotel-Proposed, Brentwood
   - Courtyard by Marriott, Brentwood
   - Holiday Inn, Bristol
   - Holiday Inn-Southeast, Chattanooga
   - Howard Johnson, Chattanooga
   - Marriott Hotel, Chattanooga
   - Motel 6, Chattanooga
   - Sheraton Inn, Chattanooga
   - Super 8, Chattanooga
   - Holiday Inn, Cove Lake
   - Masters Economy Inn, Dickson
   - Comfort Inn-Proposed, Elizabethton
   - Park Vista Hotel, Gatlinburg
   - Holiday Inn-I-40, Jackson
   - Holiday Inn, Johnson City
   - Super 8, Johnson City
   - Fairfield Inn, Johnson Park
   - Holiday Inn, Kingsport
   - Courtsouth Healthclub-North, Knoxville
   - Courtsouth Healthclub-South, Knoxville
   - Courtsouth Healthclub-West, Knoxville
   - Days Inn, Knoxville
   - Hilton Hotel, Knoxville
   - Howard Johnson-Westhills, Knoxville
   - Motel 6, Knoxville
   - Quality Inn, Knoxville
   - Ramada Inn-West, Knoxville
   - Rodeway Inn, Knoxville
   - Courtyard by Marriott, Memphis
   - Courtyard by Marriott-Airport, Memphis
   - Holiday Inn - Crowne Plaza, Memphis
   - Holiday Inn-East, Memphis
   - Holiday Inn-East Poplar, Memphis
   - Holiday Inn-I-40-Sycamore View, Memphis
   - Holiday Inn-Memphis Int'l Airport, Memphis
   - Hyatt Regency, Memphis
   - Lexington Hotel Suites, Memphis
   - Motel 6, Memphis
   - Omni Hotel, Memphis
   - Proposed Fairfield Inn, Memphis
   - Residence Inn, Memphis
   - La Quinta Inn, Memphis - Airport
   - Brown County Inn, Nashville
   - Capital Mall Conv. Center-Proposed, Nashville
   - Clarion Maxwell House, Nashville
   - Courtyard by Marriott-Airport, Nashville
   - Days Inn, Nashville
   - Doubletree Hotel, Nashville
   - Grosvenor, Nashville
   - Hampton Inn, Nashville
   - Holiday Inn Crowne Plaza, Nashville
   - Holiday Inn Express, Nashville
   - Holiday Inn-Briley Parkway, Nashville
   - Marriott Hotel, Nashville
   - Nashville Union Station, Nashville
   - Ramada Inn, Nashville
   - Sheraton Hotel, Nashville
   - Sheraton Music City, Nashville
   - Stouffer Hotel, Nashville
   - Super 8, Nashville
   - Union Station Hotel, Nashville
   - AmeriSuite, Oakridge
   - Holiday Inn, Oakridge
   - Super 8-Proposed, Union City

  Texas
   - Harvey Hotel, Addison
   - Days Inn, Amarillo
   - Motel 6, Amarillo
   - Radisson Hotel-Proposed, Amarillo
   - Super 8 Motel, Amarillo
   - La Quinta Inn, Amarillo - Airport
   - Courtyard by Marriott, Arlington
   - Hilton Hotel, Arlington
   - Holiday Inn, Arlington
   - Lexington Suites Hotel, Arlington
   - Compri Hotel-Proposed, Austin
   - Driskill Hotel, Austin
   - Embassy Suites-Austin Town Lake, Austin
   - Embassy Suites-North, Austin
   - Fairfield North, Austin
   - Four Seasons Hotel, Austin
   - Holiday Inn, Austin
   - Holiday Inn-Austin Town Lake, Austin
   - La Quinta Inn, Austin
   - Marriott Hotel, Austin
   - Proposed Fairfield Inn, Austin
   - Quality Inn, Austin
   - Residence South, Austin
   - La Quinta Inn, Austin - Ben White
   - Holiday Inn Airport, Austins Cities
   - Holiday Inn, Bay Town
   - Hilton Hotel, Beaumont
   - Holiday Inn, Beaumont
   - Courtyard by Marriott, Bedford
   - Holiday Inn, Brownsville
   - La Quinta Inn, Brownsville
   - Hilton Hotel, College Station
   - Ramada Inn, College Station
   - Holiday Inn, Conroe
   - Corpus Christi Hotel-Airport, Corpus Christi
   - Days Inn, Corpus Christi
   - Hilton - Proposed, Corpus Christi
   - Holiday Inn, Corpus Christi
   - Holiday Inn-Airport, Corpus Christi
   - La Quinta Inn, Corpus Christi - North
   - La Quinta Inn, Corpus Christi - South
   - Allstar Inn, Dallas
   - Ambassador Plaza Hotel, Dallas
   - Arlington Hilton, Dallas
   - Bradford Plaza Hotel, Dallas
   - Bristol Suites, Dallas
   - Convention Center Hotel-Proposed, Dallas
   - Courtyard by Marriott, Dallas
   - Courtyard by Marriott-Northeast, Dallas
   - Courtyard by Marriott-Plano, Dallas
   - Courtyard by Marriott-Stemmons, Dallas
   - Dallas Grand Hotel, Dallas
   - Doubletree Inn, Dallas
   - Embassy Suites, Dallas
   - Fairmont Hotel, Dallas
   - Harvey Hotel, Dallas
   - Hilltop, Dallas
   - Hilton Inn-LBJ, Dallas
   - Hilton-Arlington, Dallas
   - Holiday Inn - North, Dallas
   - Holiday Inn Crowne Plaza, Dallas
   - Holiday Inn-Brook Hollow, Dallas
   - Holiday Inn-South, Dallas
   - Houstonian Hotel, Dallas
   - Howard Johnson-East, Dallas
   - Lexington Hotel Suites, Dallas
   - Loews Anatole Hotel, Dallas
   - Marriott Hotel-Airport, Dallas
   - Marriott-Park Central, Dallas
   - Marriott-Quorum, Dallas
   - Melrose Hotel, Dallas
   - Motel 6, Dallas
   - Omni Melrose Hotel, Dallas
   - Park Plaza, Dallas
   - Propsed Hotel - DFW, Dallas
   - Ramada Inn Convention Center, Dallas
   - Ramada-Market Center, Dallas
   - Registry Hotel, Dallas
   - Residence Inn-Market Center, Dallas
   - Sheraton Grand, Dallas
   - Southland Center Hotel, Dallas
   - Statler Hilton Hotel, Dallas
   - Summit Hotel, Dallas
   - Westin Galleria Hotel, Dallas
   - La Quinta Inn, Dallas - DFW
   - La Quinta Inn, Dallas - North Park
   - La Quinta Inn, Dallas - Plano
   - La Quinta Inn, Dallas - Richardson
   - Allstar Inn, El Paso
   - Hilton Inn-Airport, El Paso
   - La Quinta Hotel-Airport, El Paso
   - Rodeway Inn, El Paso
   - Travelers Inn, El Paso
   - Westin Paso del Norte, El Paso
   - La Quinta Inn, El Paso - Lomaland
   - Allstar Inn, Euless
   - La Quinta Inn, Euless
   - Allstar Inn, Fort Worth
   - Courtyard by Marriott, Fort Worth
   - Days Inn Downtown, Fort Worth
   - Hilton Hotel, Fort Worth
   - Holiday Inn-North, Fort Worth
   - Holiday Inn-South, Fort Worth
   - Lexington Suites Hotel, Fort Worth
   - Metro Center Hotel, Fort Worth
   - Radisson Plaza Hotel, Fort Worth
   - Residence Inn, Fort Worth
   - La Quinta Inn, Fort Worth - East
   - Holiday Inn, Harlingen
   - La Quinta Inn, HI-LA Marque
   - Crowne Plaza-Houston Park, Houston
   - Days Inn, Houston
   - Days Inn-Hobby, Houston
   - Doubletree Hotel, Houston
   - Embassy Suites, Houston
   - Galleria Gardens, Houston
   - Harvest House Hotel, Houston
   - Harvey Hotel Medical Center, Houston
   - Hilton Inn-West, Houston
   - Holiday Inn I-10 East, Houston
   - Holiday Inn-Downtown, Houston
   - Holiday Inn-East, Houston
   - Holiday Inn-Greenway Plaza, Houston
   - Holiday Inn-Hobby, Houston
   - Holiday Inn-Medical Center, Houston
   - Holiday Inn-NASA, Houston
   - Holiday Inn-North, Houston
   - Holiday Inn-Northwest, Houston
   - Holiday Inn-Southwest, Houston
   - Host Hotel International, Houston
   - Hotel Meridien, Houston
   - Hotel-Proposed, Houston
   - Houston House, Houston
   - Houston Medical Center, Houston
   - Houston Park 10 Crowne Plaza, Houston
   - La Quinta Hotel-Astrodome, Houston
   - La Quinta Hotel-Baytown, Houston
   - La Quinta Hotel-CY Fair, Houston
   - La Quinta Hotel-Hobby, Houston
   - La Quinta Inn-Stafford, Houston
   - Lexington Hotel Suites, Houston
   - Marriott Astrodome, Houston
   - Marriott Hotel, Houston
   - Marriott Hotel-Medical Center, Houston
   - Marriott-Airport, Houston
   - Motel 6, Houston
   - Remington, Houston
   - Residence Inn, Houston
   - Rodeway Inn, Houston
   - Rodeway Inn-Hobby, Houston
   - Shamrock Hilton Hotel, Houston
   - Sheraton Hotel, Houston
   - Sheraton Houston House, Houston
   - Sheraton Houston Place Hotel, Houston
   - Sheraton Town and Country, Houston
   - Sofitel, Houston
   - Stouffer Greenway Plaza, Houston
   - Suite Hotel-Proposed, Houston
   - Whitehall, Houston
   - Whitehall Hotel Conversion to HI, Houston
   - La Quinta Inn, Houston  - Sharpstown
   - La Quinta Inn, Houston - East
   - La Quinta Inn, Houston - Loop 1960
   - La Quinta Inn, Houston - Northwest
   - La Quinta Inn, Houston- SW Freeway
   - Holiday Inn, Huntsville
   - Harvey Hotel DFW, Irvine
   - Allstar Inn, Irving
   - Hampton Inn, Irving
   - Hampton Inn-Proposed, Irving
   - Harvey Hotel-D/FW Airport, Irving
   - Holiday Inn-Texas Stadium, Irving
   - Marriott Hotel, Irving
   - Holiday Inn, Kingsville
   - Del Lago Hotel, Lake Conroe
   - Hilton Inn, Laredo
   - La Posada, Laredo
   - Courtyard by Marriott, Las Colinas
   - La Quinta Inn, Longview
   - Hilton Inn, Lubbock
   - Holiday Inn, Lubbock
   - Residence Inn, Lubbock
   - La Quinta Inn, Midland
   - Holiday Inn, New Braunfels
   - All Star Inn, North Richland Hills
   - La Quinta Inn, Odessa
   - Holiday Inn, Orange
   - Holiday Inn, Paris
   - Plano Harvey Hotel, Plano
   - La Quinta Inn, Round Rock
   - Sheraton Inn, San Angelo
   - Coachman Inn-Proposed, San Antonio
   - Courtyard by Marriott-Downtown, San Antonio
   - Courtyard by Marriott-Medical Ctr., San Antonio
   - Crockett Hotel, San Antonio
   - Days Inn, San Antonio
   - Fairfield - North, San Antonio
   - Gunter Hotel, San Antonio
   - Holiday Inn-Airport, San Antonio
   - Holiday Inn-Market Square, San Antonio
   - Holiday Inn-North, San Antonio
   - Holiday Inn-Northwest, San Antonio
   - Holiday Inn-Riverwalk, San Antonio
   - La Quinta Hotel-Ingram, San Antonio
   - La Quinta Hotel-Lackland, San Antonio
   - La Quinta Hotel-Toepperwein, San Antonio
   - Lexington Hotel Suites, San Antonio
   - Marriott Hotel-Proposed, San Antonio
   - Marriott Inn-North, San Antonio
   - Proposed Fairfield Inn, San Antonio
   - La Quinta Inn, San Antonio - Windsor
   - La Quinta Inn, San Antonio - Wurzbach
   - Holiday Inn, San Marcos
   - La Quinta Inn, SAT-Toepperwein
   - Sheraton Hotel, South Padre Island
   - La Quinta Inn, Tyler
   - Sheraton, Tyler
   - Sheraton Inn, Tyler
   - Traveler's Choice Inn, Tyler
   - Hilton Hotel, Waco
   - Gateway Inn, Wichita Falls
   - Hilton Hotel, Wichita Falls

  Utah
   - Mount Holly Ski Resort, Beaver
   - Hotel-Proposed, Brigham City
   - Motel-Proposed, Cedar City
   - Proposed Mayflower Hotel, Deer Valley
   - Stein Eriksen Lodge, Deer Valley
   - Deer Valley Resort, Park City
   - Omni Yarrow, Park City
   - Prospector Square Resort, Park City
   - Yarrow Resort, Park City
   - Seven Peaks Resort and Hotel, Provo
   - Comfort Inn, Salt Lake City
   - Doubletree, Salt Lake City
   - Hilton Hotel-Airport, Salt Lake City
   - Holiday Inn, Salt Lake City
   - Holiday Inn-Salt Palace, Salt Lake City
   - Hotel Utah, Salt Lake City
   - Hotel-Proposed, Salt Lake City
   - La Quinta Inn, Salt Lake City
   - Nendels Inn, Salt Lake City
   - New Grande Hotel, Salt Lake City
   - Red Lion Hotel, Salt Lake City
   - Sheraton Hotel, Salt Lake City
   - Super 8, Salt Lake City
   - University Park Hotel (Desktop Rev), Salt Lake City
   - Ramada Inn-Proposed, Sandy

  Vermont
   - Ramada Inn, Bennington
   - Bolton Valley Corporation, Bolton Valley
   - Quality Inn, Brattleboro
   - Radisson Hotel, Burlington
   - Smugglers Notch, Cambridge
   - Inn-Proposed, Essex
   - Cascade Lodge, Killington
   - Inn of the Six Mountains, Killington
   - Mountain Inn, Killington
   - Equinox Hotel, Manchester
   - Howard Johnson Inn, Rutland
   - Quality Inn, Stowe
   - Conference Center-Proposed, Stratton Mountain
   - Sugarbush Inn, Sugarbush
   - Susse Chalet, Williston

  Virginia
   - Comfort Inn, Abingdon
   - Best Western, Alexandria
   - Comfort Inn, Alexandria
   - Compri Hotel-Proposed, Alexandria
   - Embassy Suites, Alexandria
   - Howard Johnson, Alexandria
   - Marriott Suites, Alexandria
   - Ramada Inn, Alexandria
   - Best Western, Arlington
   - Gateway Marriott, Arlington
   - Hyatt Arlington Hotel, Arlington
   - Hyatt Regency, Arlington
   - Key Bridge Marriott, Arlington
   - Marriott Hotel, Arlington
   - Sheraton Crystal City Hotel, Arlington
   - Sheraton National Hotel, Arlington
   - Stouffer Concourse Hotel, Arlington
   - Mountain Lake Hotel, Blacksburg
   - Holiday Inn, Bristol
   - Howard Johnson, Bristol
   - Days Inn, Carmel Church
   - Westfields International, Chantilly
   - Boar's Head Inn, Charlottesville
   - Cavalier Inn, Charlottesville
   - Courtyard by Marriott, Charlottesville
   - Hilton-University, Charlottesville
   - Holiday Inn-North, Charlottesville
   - Omni Charlottesville, Charlottesville
   - Radisson-Proposed, Charlottesville
   - Super 8, Charlottesville
   - Days Inn, Chester
   - Howard Johnson, Chester
   - Days Inn, Colonial Heights
   - Holiday Inn, Covington
   - Embassy Suites, Crystal City
   - Holiday Inn Crowne Plaza, Crystal City
   - Hyatt Hotel, Crystal City
   - Marriott Crystal Gateway Hotel, Crystal City
   - Comfort Inn-Proposed, Dahlgren
   - Days Inn, Emporia
   - Courtyard by Marriott, Fairfax
   - Embassy Suites, Fairfax
   - Neighborhood Suites-Proposed, Fairfax
   - Hampton Inn-Proposed, Fairfax City
   - Westfields International, Fairfax County
   - Marriott Hotel, Fairview
   - Econo Lodge, Farmingville
   - Comfort Inn-Proposed, Farmville
   - Comfort Inn, Frederick County
   - Motel 6, Fredericksburg
   - Courtyard by Marriott, Hampton
   - Days Inn, Hampton
   - Fairfield Inn, Hampton
   - Courtyard by Marriott, Herndon
   - Embassy Suites Hotel, Herndon
   - Ramada Renaissance and Health Club, Herndon
   - Residence Inn-Proposed, Herndon
   - Worldgate Marriott Hotel, Herndon
   - Hotel-Proposed, Hopewell
   - Keswick Inn, Keswick
   - Holiday Inn, Lexington
   - Radisson Hotel, Lynchburg
   - Courtyard by Marriott, Manassas
   - Holiday Inn, Marion
   - Hilton, McLean
   - Days Inn, Norfolk
   - Marriott Waterside Hotel, Norfolk
   - Omni Hotel, Norfolk
   - Waterfront Hotel - Proposed, Norfolk
   - 135-Suite Hotel-Proposed, Portsmouth
   - Waterfront Suite Hotel-Proposed, Portsmouth
   - Comfort Inn, Princeton
   - Comfort Inn, Pulaski County
   - Embassy Suites Hotel, Reston
   - Hyatt Hotel, Reston
   - Best Western Kings Quarters, Richmond
   - Courtyard by Marriott, Richmond
   - Embassy Suites Hotel, Richmond
   - Hampton Inn, Richmond
   - Holiday Inn, Richmond
   - Howard Johnson Lodge, Richmond
   - Hyatt House Hotel, Richmond
   - La Quinta Hotel, Richmond
   - Marriott Hotel, Richmond
   - Omni Richmond, Richmond
   - Radisson Hotel, Richmond
   - Ramada Renaissance Hotel, Richmond
   - Residence Inn, Richmond
   - Days Inn, Richmond (Broad)
   - Days Inn, Richmond (Byrd)
   - Holiday Inn, Roanoke
   - Holiday Inn - Airport, Roanoke
   - Holiday Inn - Civic Center, Roanoke
   - Holiday Inn - South, Roanoke
   - Hotel Roanoke, Roanoke
   - Howard Johnson, Roanoke
   - Marriott - Roanoke Airport, Roanoke
   - Marriott Hotel, Roanoke
   - Holiday Inn, Salem
   - Super 8, South Hill
   - Days Inn, Springfield
   - Hilton, Springfield
   - Holiday Inn, Staunton
   - Stonewall Jackson Hotel, Staunton
   - Hampton Inn - Proposed, Tyson's Corner
   - Embassy Suites, Tysons Corner
   - Marriott Hotel, Tysons Corner
   - Residence Inn, Tysons Corner
   - Ritz Carlton-Proposed, Tysons Corner
   - Courtyard by Marriott, Virginia Beach
   - Courtyard by Marriott-Lynnhaven, Virginia Beach
   - Fairfield Inn, Virginia Beach
   - Hotel-Proposed, Virginia Beach
   - Pavilion Tower Hotel, Virginia Beach
   - Ramada Inn - Oceanside, Virginia Beach
   - International Conference Center, Westfields
   - Howard Johnson, Wheeling
   - Fort Magruder Inn, Williamsburg
   - Governor's Inn, Williamsburg
   - Holiday Inn-East, Williamsburg
   - Holiday Inn-West, Williamsburg
   - Royce Hotel, Williamsburg
   - Williamsburg Hilton, Williamsburg
   - Best Western-Proposed, Wytheville

  Washington
   - Bellevue Thunderbird Motor Inn, Bellevue
   - Embassy Suites, Bellevue
   - Hampton Inn, Bellevue
   - La Quinta, Bellevue
   - Residence Inn Seattle-East, Bellevue
   - Ramada Inn, Bothell
   - Rattling Spring Hotel, Harpers Ferry
   - Motel 6, Issaquah
   - AmeriSuite, Kent
   - Homecourt Suite Hotel, Kent
   - Embassy Suite, Lynnwood
   - Residence Inn-Seattle North, Lynnwood
   - Red Lion Inn at Pasco, Pasco
   - Redmond Motel, Redmond
   - Hampton Inn, Sea Tac
   - Holiday Inn Airport, Sea Tac
   - Thunderbird Inn, Sea Tac
   - Alexis Hotel, Seattle
   - Courtyard by Marriott-South Center, Seattle
   - Doubletree Inn at South Center, Seattle
   - Doubletree Plaza, Seattle
   - Hampton Inn-Airport, Seattle
   - Holiday Inn Crowne Plaza, Seattle
   - Holiday Inn-Sea Tac, Seattle
   - La Quinta, Seattle
   - Lake Union Residence Inn, Seattle
   - Marriott Hotel-Airport, Seattle
   - Marriott Sea-Tac Hotel, Seattle
   - Plaza Park Suites, Seattle
   - Ramada Inn-Airport, Seattle
   - Red Lion, Seattle
   - Stouffer Madison Hotel, Seattle
   - Travelodge-Proposed, Seattle
   - Westin Hotel, Seattle
   - Courtyard by Marriott, Spokane
   - Gateway Hotel, Spokane
   - Holiday Inn-West, Spokane
   - Red Lion Inn, Spokane
   - Super 8, Spokane
   - Hilton-Village Green, Tacoma
   - Hotel-Proposed, Tacoma
   - Park Shore Inn, Tacoma
   - Tacoma Sheraton Hotel, Tacoma
   - Embassy Suites Hotel, Tukwila
   - Hampton Inn, Tukwila
   - Residence Inn-Seattle South, Tukwila
   - Red Lion Quay, Vancouver
   - Residence Inn-Portland North, Vancouver
   - Super 8, Wenatchee
   - Thunderbird Motor Inn, Yakima

  West Virginia
   - Comfort Inn-Proposed, Charleston
   - Holiday Inn, Clarksburg
   - Holiday Inn, Fairmont
   - Hotel-Proposed, Harpers Ferry
   - Holiday Inn, Huntington
   - Comfort Inn-Proposed, Morgantown
   - Holiday Inn, Morgantown
   - Motel-Proposed, Morgantown
   - Comfort Inn, Princeton
   - Motel-Proposed, Princeton
   - Hotel-Proposed, Wheeling
   - Howard Johnson, Wheeling

  Wisconsin
   - Super 8, Ashland
   - Holiday Inn, Beloit
   - Embassy Suites Hotel-Proposed, Brookfield
   - Marriott-Milwaukee, Brookfield
   - Holiday Inn, Eau Claire
   - Residence Inn, Glendale
   - Granada Royale-Proposed, Green Bay
   - Holiday Inn-Downtown, Green Bay
   - Residence Inn-Proposed, Green Bay
   - Super 8, Janesville
   - Super 8, Kenosha
   - Playboy Resort, Lake Geneva
   - Concourse Hotel, Madison
   - Fairfield Inn, Madison
   - Hampton Inn - East, Madison
   - Hampton Inn - West, Madison
   - Compri Hotel-Proposed, Milwaukee
   - Embassy Suite, Milwaukee
   - Fairfield Inn, Milwaukee
   - Holiday Inn-Airport, Milwaukee
   - Holiday Inn-West, Milwaukee
   - Hotel and Conv. Ctr. East-Proposed, Milwaukee
   - Hyatt Regency, Milwaukee
   - Marc Plaza, Milwaukee
   - Marriott Inn, Milwaukee
   - Omni Suite Hotel-Proposed, Milwaukee
   - Super 8-Airport, Milwaukee
   - Olympia Village Resort, Oconomowoc
   - Scotsland Resort, Oconomowoc
   - Sheraton, Racine
   - Claridge Motor Inn, Rhinelander
   - Super 8, Waukesha
   - Holiday Inn, Wausau
   - Mead Inn, Wisconsin Rapids

  Wyoming
   - Days Inn, Casper
   - Flying L. Skytel, Cody
   - Super 8, Cody
   - Snow King Resort, Jackson
   - Super 8, Jackson
   - Wort Hotel, Jackson
   - Development-Proposed, Jackson Hole
   - Colter Bay Village, Moran
   - Jackson Lake Lodge, Moran
   - Jenny Lake Lodge, Moran
   - Best Western-Bel Air, Rawlins
   - Bridger Inn, Rawlins
   - La Quinta Inn, Rock Springs

  Western Europe

  Belgium
   - Oostkamp Hotel, Bruges
   - Proposed Residence Inn, Brussels
   - SAS Royal Hotel, Brussels

  Denmark
   - Proposed Hotel, Copenhagen

  France
   - The Miramar, Biarritz
   - Chateau D'arc en Barroi, Haute-Marne
   - Le Grand, Paris
   - Royal Monceau, Paris

  Germany
   - Cumberland House, Berlin
   - Munchen Penta Hotel, Munchen

  Holland
   - Carlton - Cannes & Amstel, Amsterdam
   - The Pulitzer Hotel, Amsterdam

  Spain
   - Le Meridien, Barcelona
   - Princess Sophia, Barcelona
   - Hotel Los Monteros, Marbella
   - Incosol Spa & Hotel, Marbella
   - Proposed Hyatt Resort, Marbella

  United Kingdom
   - Copthorne Hotel, Aberdeen
   - Copthorne Hotel, Birmingham
   - Hyatt Regency, Birmingham
   - Holiday Inn, Cambridge
   - Copthorne Hotel, Cardiff
   - Great Eastern Hotel, England
   - Copthorne Hotel, Glasgow
   - Hanbury Manor Hotel, Hertfordshire
   - 47 Park Street, London
   - Bailey's Hotel, London
   - Basil Street Hotel, London
   - Basil Street Hotel, Knightsbridge, London
   - Britannic Tower, London
   - Chelsea Hotel, London
   - Chesterfield Hotel, London
   - Chesterfield Hotel, Mayfair, London
   - Copthorne Hotels, London
   - Copthorne Tara Hotel, London
   - Dorchester Mayfair, London
   - Executive Hotel, London
   - Marriott Hotel, London
   - May Fair, London
   - Plaza Hotel, London
   - Proposed Hotel Conversion, London
   - Proposed Hotel-The City, London
   - Regent Hotel, London
   - Regent London Hotel, London
   - Sheraton Belgravia, London
   - Sheraton Park Tower, London
   - St. James Court Hotel, London
   - The Executive Hotel, London
   - Windsor Hotel, London
   - Copthorne Hotel, Manchester
   - Copthorne Hotel, Newcastle
   - Copthorne Hotel, Slough/Windsor
   - Swallow Hotel, Stockton
   - Copthorne Hotel-Effingham Park, Sussex
   - Copthorne Hotel-Gatwick, Sussex

  Middle East and North Africa

  Egypt
   - Sheraton Anni Cruise Ship,
   - Sheraton Aton Cruise Ship,
   - Sheraton Hotp Cruise Ship,
   - Sheraton Tut Cruise ship,
   - Aswan Oberol Hotel, Aswan
   - Cairo Sheraton Hotel, Cairo
   - Hotel - Proposed, Cairo
   - Lido Hotel, Cairo
   - Meridien Hotel, Cairo
   - Novotel Cairo Airport, Heliopolis, Cairo
   - Proposed Resort Complex, Hurghada
   - Luxor Sheraton Hotel, Luxor
   - Proposed Hotel, Luxor
   - Fayrouz Village Hotel, Sharm El Sheikh, Sinai
   - Coral Village Hotel, Nuweiba, Sinai
   - Hotel - Proposed, Dahab, Sinai
   - Hotel - Proposed, St. Catherine, Sinai

  Greece
   - Athens Hilton & Proposed Hotel, Athens
   - Caravel Hotel, Athens
   - Proposed Sargani Hotel & Bungalows, Halkidiki
   - Rhodes Hotel  -Proposed, Rhodes

  Israel
   - Proposed Inter-Continental Hotel, Tel Aviv

  Lebanon
   - Hotel Market Review, Beruit

  Morocco
   - El Minzah Hotel, Tangier

  Nigeria
   - Proposed Sheraton Hotel, Port Harcourt

  Saudi Arabia
   - Proposed Jeddah Corniche Project, Jeddah

  Tunisia
   - Proposed Hotel, Hammamet

  Turkey
   - Hotel Conrad, Istanbul

  Latin America and the Caribbean

  Bahamas
   - Eleuthera Joint Venture, Eleuthera
   - Cape Eleuthera Island Hotel, Eleuthera Island
   - Eleuthera Joint Venture, Eleuthra
   - The Montague, Nassau
   - Paradise Island Hotel, Paradise Island
   - Resorts Int'l Hotel and Casino, Paradise Island

  Belize
   - Journey's End Caribbean Club, Abergris Caye

  Bermuda
   - Sonesta Hotel, Bermuda

  Brazil
   - Quatro Rodas Hotel, Recife

  Colombia
   - Charleston Hotel - Proposed, Barranquilla
   - Bella Suiza Hotel, Bogota
   - Hotel & Convention Center -Proposed, Cali
   - Cartagena Hilton, Cartagena
   - El Faro de Cartagena Resort Propose, Cartagena
   - Proposed Indian Sea and Sun Resort, Cartagena
   - Hotel De Isleno, San Andres Isla
   - Santamar Hotel, Santa Marta

  Curacao
   - Ramada Renaissance Hotel and Casino,

  Honduras
   - Inn Of The Sun, Guanaja

  Jamaica
   - Holiday Inn-Rose Hall, Montego Bay
   - Americana Eden II, Ocho Rios

  Mexico
   - Posadas de Mexico Hotels,
   - Americana Condesa Del Mar, Acapulco
   - Americana El Presidente Hotel, Acapulco
   - Resort-Proposed, Cabo San Lucas
   - Palacio Del Margus, Chiconcuac
   - Omni Hotel, Ixtapa
   - Fiesta Inn-Proposed, Leon
   - Karmina Place, Manzanillo
   - Hotel - Proposed, Mexico City
   - La Jolla de Mismaloya, Puerta Vallarta

  Netherland Antilles
   - Divi Divi Beach Resort, Aruba
   - Divi Tamarijn Beach Resort, Aruba
   - Golden Anchor, Bonaire
   - Resort Hotel-Proposed, Bonaire
   - Ramada Renaissance Hotel and Casino, Curacao
   - Cupecoy Beach Club Hotel, St. Maarten
   - Dawn Beach Hotel, St. Maarten
   - Dawn Beach Resort, St. Maarten
   - Mullet Bay Resort, St. Maarten
   - Oyster Pond Hotel, St. Maarten

  Puerto Rico
   - Hyatt Dorado Beach Hotel, Dorado
   - Hyatt Regency Cerromar Hotel, Dorado
   - Hotel - Proposed, Fajardo
   - Hotel Puerto Rico, Fajardo
   - Westin Resort-Proposed, Palmer
   - Marriott Resort & Casino-Proposed, Puerto Rico
   - Carib Inn, San Juan
   - Dupont Plaza, San Juan
   - El San Juan Hotel and Casino, San Juan
   - Howard Johnson Hotel, San Juan
   - Marriott - Proposed, San Juan
   - Marriott Update - Proposed, San Juan
   - Sands Hotel and Casino, San Juan

  Virgin Islands
   - Caneel Bay, St. Croix
   - Carambola Beach Resort, St. Croix
   - Hotel - Proposed, St. Croix
   - St. Croix Development, St. Croix
   - Caneel Bay, St. John
   - Pineapple Beach Hotel, St. Thomas
   - Sugar Bay Plantation, St. Thomas
   - Virgin Grand Hotel, St. Thomas
   - Virgin Isle Hotel, St. Thomas
   - Little Dix Bay, Virgin Borda

  Eastern Europe

  Croatia
   - Two Hotels, Dubrovnik

  Czech Republic
   - Voronesh Hotel Complex, Brno
   - Proposed Four Seasons Hotel, Prague

  Hungary
   - Proposed Resort Hotel, Babolna
   - Duna Inter-Continental, Budapest

  Latvia
   - Daugava Hotel-Proposed, Riga
   - Proposed Hotel, Riga

  Poland
   - Holiday Inn, Krakow
   - Marriott Hotel - Proposed, Poznan
   - Proposed Hotel, Poznan
   - Radisson Hotel, Szczecin
   - Bristol Hotel, Warsaw
   - Holiday Inn, Warsaw
   - Orbis Joint Venture, Warsaw
   - Proposed Hotel, Warsaw
   - Sheraton Hotel - Proposed, Warsaw
   - Zakopane Resort Complex, Zakopane

  Russia
   - Kamiennyi Most Hotel & Business, Moscow
   - Savoy Hotel, Moscow

  Asia

  Korea
   - Ultrapolis 3000, Seoul

  Malaysia
   - UP 3000 Hotel-Proposed, Selangor

  Singapore
   - Resort Hotels - Proposed,
   - Ultrapolis 3000, Singapore

  West Indies
   - Proposed Blue Lagoon Resort, St. Martin

Hospitality Valuation Services                                 Mineola, New York
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Hospitality Valuation Services

Industry Leader

Hospitality Valuation Services (HVS) was created in 1980 to satisfy the ever-increasing demand for reliable and well-documented hotel/motel valuations, market studies, and feasibility reports. As the nation's leading real estate appraisal organization devoted exclusively to lodging properties, HVS offers owners, investors, and lenders in-depth valuation and market research expertise.

Our professional staff, operating on a worldwide basis with offices in New York, San Francisco, Miami, Boulder, Vancouver, and London, has appraised more than 4,000 hotels and motels in every state and over 32 foreign countries. Each member of Hospitality Valuation Services is well versed in lodging operations. Most have college degrees in hotel administration as well as actual on-the-job hotel experience. Coupled with intense training in real estate appraisal theory and techniques, we are highly qualified to handle the unique characteristics of hostelry valuations.

Excellence Through Specialization

An important feature of our valuation and feasibility services is specialization. Daily exposure on a global basis to a wide variety of hotel transactions and operating statistics, along with actual buyers and sellers, provides the data to thoroughly document our reports.

HVS maintains the industry's largest database of hotel valuation information:

      o     Data on over 4,000 hotel transactions;

      o     Over 3,500 actual financial statements;

      o Thousands of management contracts, franchise agreements, mortgages, leases, and other similar documents;

      o     Personal contacts at every major hotel company;

      o Names and addresses of over 10,000 hotel owners, investors, lenders, and operators.

Hospitality Valuation Services                                 Mineola, New York
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Innovative research in hotel valuation techniques is set forth in the textbooks we authored for the Appraisal Institute, entitled The Computerized Income Approach to Hotel/Motel Market Studies and Valuations and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations. These publications, along with more than 300 articles, are recognized as the authoritative standard for valuing lodging facilities and performing market feasibility studies. In addition, we have developed Hospitality Valuation Software, a computerized package that assists appraisers and consultants in evaluating market trends and preparing financial forecasts.

Full-Service Hotel Consulting

With a reputation established by providing highly detailed hotel valuations that are accepted and relied upon by virtually every major hotel owner, lender, and operator, HVS has branched out to offer a full range of consulting services.

      o HVS Consulting Services: Valuations, market feasibility studies, economic studies, management contract and franchise negotiations, development assistance, and expert testimony.

      o HVS Executive Search: Recruitment and placement of top-level hotel management personnel.

      o HVS Eco Services: Environmental audits and assistance in implementing programs including water and energy management, recycling, and green product selection. Provides ECOTEL certifications to environmentally sensitive hotels.

      o HVS Gaming Services: Specialized market, valuation, and consulting services for casinos and other types of gaming activities.

      o     HEI Hotels: Hotel ownership and management.

Long-Term Relationship

Hospitality Valuation Services is in business for the long-term. We are dedicated to providing our clients with the highest quality consulting services. Should you require assistance in any areas covered by our expertise, please contact any member of our team at (516) 248-8828.

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

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                                 ----------------------------
                                 Economic Study and Appraisal
                                 ----------------------------
                                 Howard Johnson
                                 ----------------------------
                                 Woburn, Massachusetts
                                 ----------------------------

Prepared by:

Hospitality Valuation Services
A Division of Hotel Consulting Services, Inc.
372 Willis Avenue
Mineola, NY  11501
516-248-8828

Submitted to:

Mr. Shirish Godbole
Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY  10036

                        [Letterhead of HVS International]

                                                  December 31, 1996

Mr. Shirish Godbole
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY  10036

                                                  Re:   Howard Johnson
                                                        Woburn, Massachusetts
                                                  Ref.  #9610283

Dear Mr. Godbole:

Pursuant to your request, we herewith submit our economic study and appraisal pertaining to the above-captioned property. We have inspected the site and facilities and analyzed the hostelry market conditions in the Middlesex area. Our report was prepared in accordance with, and is subject to, the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) and the Uniform Standards of Professional Practice (USPAP), as provided by the Appraisal Institute.

Based on the available data, our analysis, and our experience in the hotel industry, it is our opinion that the market of the fee simple interest in the subject property described in this report, as of January 1, 1997, is:

                                   $5,200,000
                    FIVE MILLION TWO HUNDRED THOUSAND DOLLARS

We hereby certify that we have no undisclosed interest in the property, and our employment and compensation are not contingent upon our findings and valuation. The economic study and appraisal is made part hereof, and must remain attached in order for the value opinion set forth to be considered valid. This study is subject to the comments made throughout this report and to all assumptions and limiting conditions set forth herein.

                                   Very truly yours,
                                   HOSPITALITY VALUATION SERVICES
                                   A Division of Hotel Consulting Services, Inc.



                                   /s/ Robert Wong
                                   ---------------------------------------------
                                   Robert Wong
                                   Consulting and Valuation Analyst


                                   /s/ Anne R. Lloyd-Jones
                                   ---------------------------------------------
                                   Anne R. Lloyd-Jones, CRE
                                   Senior Vice President



                                   /s/ Stephen Rushmore
                                   ---------------------------------------------
                                   Stephen Rushmore, CRE, MAI, CHA
                                   President

RW: ARL-J: SR: dce

HVS International, Mineola, New York                           Table of Contents
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Table of Contents

         1.   Executive Summary ..........................................     1

         2.   Nature of the Assignment ...................................     3

         3.   Description of the Land, Improvements,
              Zoning, Taxes and Neighborhood .............................     7

         4.   Market Area Analysis .......................................    22

         5.   Overview of External Forces Affecting the U.S. Lodging
              Industry ...................................................    35

         6.   Lodging Market Supply and Demand Analysis ..................    51

         7.   Projection of Occupancy and Average Rate ...................    68

         8.   Highest and Best Use .......................................    83

         9.   Approaches to Value ........................................    85

         10.  Income Capitalization Approach .............................    88

         11.  Sales Comparison Approach ..................................   125

         12.  Cost Approach ..............................................   132

         13.  Reconciliation of Value Indications ........................   138

         14.  Statement of Assumptions and Limiting Conditions ...........   142

         15.  Certification ..............................................   145

              Addenda

                  Photographs of the Subject Property
                  Photographs of the Competition
                  Legal Description

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              Addenda (continued)

                  Synopsis of Franchise and License Agreements
                  Synopsis of Hotel Management Agreement
                  Synopsis of Restaurant Lease
                  Explanation of the Simultaneous Valuation Formula

              Qualifications

                  Robert Wong
                  Anne R. Lloyd-Jones, CRE
                  Stephen Rushmore, CRE, MAI, CHA

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1.  Executive Summary

Property:                                 Howard Johnson
Location:                                 1 Mack Road
                                          Woburn, Massachusetts  01801
Date of Inspection:                       October 17, 1996
Interest Appraised:                       Fee simple
Date of Value:                            January 1, 1997

Land Description
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Area:                                     +/-5.2 acres, or +/-226,512 square
                                          feet
Zoning:                                   OP- Office Park
Assessor's Parcel Number:                 28-70270-53982-0

Improvements Description
------------------------
Age:                                      Constructed in 1972
Property Type:                            Full-service
Guestrooms:                               100
Number of Stories:                        One and five stories
Food and Beverage                         Spud's Restaurant, currently leased to
                                          an independent operator
Meeting Space:                            Four rooms, +/-4,431 square feet
Parking:                                  +/-150 surface parking spaces

Summary of Value Parameters
---------------------------
Highest and Best Use (as if vacant):      Transient lodging facility
Highest and Best Use (as improved):       Transient lodging facility
Marketing Period:                         Six months to one year
Number of Years to Stabilize:             Three
Stabilized Year:                          1999

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Valuation Assumptions
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Mortgage Interest Rate:                   9.5%
Amortization Period:                      20 years
Debt Service Constant:                    0.111856
Loan-to-Value Ratio:                      70%
Stabilized Inflation Rate:                3.5%
Equity Yield Rate:                        22%
Terminal Capitalization Rate:             12%
Brokerage and Legal Fees:                 3%
Holding Period:                           10 years
Calculated Discount Rate:                 14.4%

Estimates of Value
------------------
Income Capitalization Approach:           $5,309,000
Sales Comparison Approach:                $4,700,000 - $5,500,000
Cost Approach (Replacement Cost):         $6,400,000
Market Value Conclusion:                  $5,200,000
Market Value Conclusion per Room:         $52,000

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2.    Nature of the Assignment

Subject of the Economic Study and Appraisal

The subject of the economic study and appraisal is the fee simple interest in a +/-226,512-square-foot (+/-5.2-acre) parcel improved with a 100-room, full-service lodging facility known as the Howard Johnson, which opened in 1972. In addition to guestrooms, the subject property contains a restaurant, which is leased and operated by Home Fries, Inc., 4,431 square feet of meeting and banquet space, an indoor swimming pool, and other facilities typically found in a full-service transient lodging facility. The hotel is located in the northwestern quadrant of the intersection formed by Montvale Avenue and Interstate 93, in the southeastern section of the City of Woburn. Municipal jurisdictions governing the property include the City of Woburn, the County of Middlesex, and the State of Massachusetts. The hotel's civic address is 1 Mack Road, Woburn, Massachusetts, 01801.

Objective of the Economic Study and Appraisal

The objective of the economic study and appraisal is to evaluate the supply and demand factors affecting the market for transient accommodations in the Woburn area for the purpose of estimating the market value of the subject property.

Market value is defined by the Office of the Comptroller of the Currency (OCC), 12 CFR, Part 34, as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.

Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.    buyer and seller are typically motivated;

2. both parties are well informed or well advised, and acting in what they consider their own best interests;

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3.    a reasonable time is allowed for exposure in the open market;

4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

Use of the Appraisal

This appraisal is being prepared for use by Morgan Stanley Mortgage Capital, Inc. in connection with their proposed financing of a package of 17 hotels, including the subject property, which are owned by Ashford Financial Corporation or related entities. The information presented in this report should not be disseminated to the public or third parties without the express written consent of Hospitality Valuation Services.

Scope of the Appraisal

All information was collected and analyzed by the staff of Hospitality Valuation Services. Data such as historical operating statements, site plans, floor plans, and so forth were supplied by Ashford Financial Corporation and Remington Hotel Company. Unless noted otherwise, we have inspected the competitive lodging facilities and analyzed the sales summarized in this report, and our value conclusion is based on this investigation and analysis.

Property Rights Appraised

The property rights appraised are the fee simple ownership of the land and improvements, including the furniture, fixtures, and equipment. The fee simple interest is defined as "absolute ownership unencumbered by any other interest or estate subject only to the four powers of government."(2) The subject property is appraised as a going concern (i.e., an open and operating facility).

Method of Study

The methodology used to develop this economic study and appraisal is based on the market research and valuation techniques set forth in the textbooks authored by HVS International for the American Institute of Real Estate Appraisers and the Appraisal Institute, entitled The Valuation of Hotels and Motels,(3) Hotels, Motels and Restaurants: Valuations and Market Studies,(4) The


(1)   Federal Register, Vol. 55, No. 165, August 24, 1990; p. 34696.

(2) The Dictionary of Real Estate Appraisal - Second Edition, American Institute of Real Estate Appraisers, Chicago, IL, 1989, p. 120.

(3) The Valuation of Hotels and Motels, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1978.

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Computerized Income Approach to Hotel/Motel Market Studies and Valuations,(2) and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations.(3)

The appraisal will consider the three standard approaches to value: income capitalization, sales comparison, and cost. Because lodging facilities are income-producing properties that are normally bought and sold on the basis of capitalization of their anticipated stabilized earning power, the greatest weight is given to the value indicated by the income capitalization approach. We find that most hotel investors employ a similar procedure in formulating their purchase decisions, and thus the income capitalization approach most closely reflects the rationale of typical buyers. When appropriate, the sales comparison and cost approaches are used to test the reasonableness of the results indicated by the income capitalization approach.

Ownership, Franchise, and Management History and Assumptions

A photocopy of the subject property's legal description, which was provided by Ashford Financial Corporation, is presented in the Addenda to this report; the appraisers assume no responsibility regarding the accuracy of this legal description.

According to records maintained at the City of Woburn Tax Assessor's Office, the subject property was previously owned by Northeast Hotel Associates. On February 28, 1994, the Chartwell/G.S.R. Hotels III, Limited Partnership (formed by Woburn Massachusetts Hotel Limited Partnership) entered into a purchase agreement with Nippon Credit Bank, Ltd., which held the mortgage loan on the subject property and 14 other hotel properties. The closing of the sale of the mortgage loan took place on March 25, 1994. The purchase price allocated to the subject property was $2,698,482. Conveyance of the fee simple title to the subject property occurred on or about August 25, 1994. The current ownership entity is Woburn Massachusetts Hotel Limited Partnership, which is a wholly owned subsidiary of Ashford Financial Corporation.

The subject property entered into a franchise agreement with Howard Johnson on May 12, 1994; this agreement expires on May 11, 2009. The


(1) Hotels, Motels and Restaurants: Valuations and Market Studies, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1983.

(2) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1990.

(3) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992.

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franchise affiliation of the subject property did not change upon the hotel's acquisition by Woburn Massachusetts Hotel Limited Partnership.

The hotel is also subject to a management agreement with Remington Employers Corporation; an abstract of this contract is presented as an Addendum to this report.

For the purposes of this appraisal, we have assumed the continued ownership of the subject property by Ashford Financial Corporation and the operation of the property by Remington Employers Corporation as a Howard Johnson hotel.

Marketing Period

In light of the renewed interest in hotel investments and the increasing availability of debt and equity capital, we believe that it will take six months to one year to sell the subject property assuming it is placed on the market at the concluded value.

Effective Date of the Appraisal

The effective date of the appraisal is January 1, 1997. All projections are expressed in inflated dollars, and the value estimate represents 1997 dollars.

Date of Inspection

The subject property was inspected by Robert Wong and Anne Lloyd-Jones on October 17, 1996.

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3.    Description of the Land, Improvements, Zoning, Taxes, and Neighborhood

LAND

The suitability of the land for the operation of a lodging facility is an important consideration affecting the economic viability of a property and its overall value. Factors such as size, topography, access, visibility, and the availability of utilities have a direct impact on the desirability of a particular site.

Size and Topography

The subject site is located in the northwestern quadrant of the intersection formed by Montvale Avenue and Interstate 93, in the southeastern section of the City of Woburn. Municipal jurisdictions governing the property include the City of Woburn, the County of Middlesex, and the Commonwealth of Massachusetts.

According to the tax map provided by the City of Woburn Tax Assessor's Office, the subject parcel measures approximately +/-226,512 square feet, or +/-5.2 acres. The site is roughly triangular in shape. The Aberjona River flows along the site's eastern border; beyond the river is Interstate 93, a north/south highway. Montvale Avenue extends along the southern boundary of the property. To the west, the subject property is bounded by Mack Road. Adjacent to the north is a parcel currently improved with an instrument manufacturing company; a chain-link fence borders the northern property line. Primary vehicular access to the property is provided by Mack Road.

The topography of the parcel is generally level, with no significant grading. According to the Environmental Report prepared by Certified Engineering and Testing Company and dated December 29, 1993, the subject site has been graded so that the site's topography slopes gently upward to the northeast at an approximate 2% grade. Overall, the size and topography of the subject parcel appear well-suited for hotel use. The site appears to be fully developed, with no excess land for expansion.

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Easements

The appraisers were not provided with any information concerning easements affecting the subject property. For the purpose of this appraisal, we have assumed that the property is not encumbered by any unusual or onerous easements which would affect its use or marketability.

Regional Access

It is important to analyze a lodging facility's ease of access with respect to regional and local transportation routes and demand generators. The subject site is readily accessible to a variety of local, county, state, and interstate highways.

The Howard Johnson is strategically located in proximity to the intersection of two of Massachusetts' major roadways: Interstate 93 and Interstate 95 (known locally as Route 128).

Interstate 93, which abuts the subject property, is a six-lane, limited-access, divided highway that originates south of Boston and stretches north, eventually connecting with Interstate 91 in northern Vermont, along the New Hampshire-Vermont border. Interstate 93 is the primary north/south route connecting Boston to points north; during the summertime this roadway is popular with leisure travelers journeying between the Boston metropolitan area and New Hampshire.

Interstate 95 (I-95) - a transnational highway connecting the City of Miami, Florida in the south to the Maine-Canadian border to the north - also serves as an important north/south artery serving the area. The subject property is located approximately three-quarters of a mile southeast of the intersection of Interstates 93 and 95. In the vicinity of the City of Woburn, I-95 extends in an east/west direction. This highway has become a major commercial corridor, with high-technology businesses proliferating along this route over the last decade.

State Route 128, which runs conjointly with I-95 in the greater Boston area, serves a significant amount of interstate, inter-regional, and commutational motorists. From the City of Woburn, State Route 128 extends in a northeasterly direction to Gloucester at the far northeastern portion of the commonwealth. Southward from the City of Woburn, State Route 128 (I-95) serves as an inner beltway, partially encircling the western side of the City of Boston before terminating near Dedham, where I-95 continues southward through Providence, Rhode Island and along the eastern coast of the United States to Florida.

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Overall, by virtue of its location along Interstate 93 and its close proximity to Interstate 95, regional access to the Howard Johnson is considered to be highly favorable.

Local Access and Visibility

Visibility of the Howard Johnson from northbound Interstate 93 is only fair, due to both the higher elevation of the interstate overpass as it crosses Montvale Avenue and the mid-rise nature of the subject property's improvements. Visibility from southbound Interstate 93, however, is good. The subject property is not visible from Interstate 95, and motorists must exit this roadway and follow I-93 south to reach the property.

The subject property is visible from Montvale Avenue. This roadway extends in an east/west direction, originating in Stoneham to the east and terminating in downtown Woburn to the west. To access to the subject property, motorists use the Interstate 93-Montvale Avenue exit and travel westbound on Montvale Avenue before making a right turn onto Mack Road, from which the subject property is accessible.

Airport Access

Logan International Airport is located approximately 15 miles southeast of the subject site. Access to the subject property is provided by Interstate 93. Motorists travel on northbound I-93 and follow the same instructions as set forth previously.

Access to Local Demand Generators

The Howard Johnson is situated proximate to the area's primary generators of lodging demand, which range from retail distributors to high-technology firms. The following table outlines some of these major demand generators and their distance from the subject site.

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Table 3-1 Local Demand Generators
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                               Approximate Distance        Approximate Driving
      Demand Generator      from Subject Site (in Miles)    Time (in Minutes)
      ----------------      ----------------------------    -----------------

      Marshalls                           8                         15
      W.R. Grace                          5                         10
      General Foods                       8                         15
      Cummings Properties                 5                         10
      Lechmere                            8                         15
      Alpha Industries                    5                         10
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The subject parcel is proximate to the area's demand generators and is well-suited for its use as a transient lodging facility.

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Utilities

The subject site is served by all necessary utilities, which are provided as follows.

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Table 3-2 Available Utilities
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                      Utility                    Provider
                      -------                    --------

                      Water                      City of Woburn
                      Electricity                Boston Edison Co.
                      Telephone                  NYNEX
                      Sewer                      City of Woburn
                      Gas                        Boston Gas Co.
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Soil and Subsoil Conditions

Geological and soil reports were not provided to the appraisers or made available for review during the preparation of this report. The appraisers are not qualified to evaluate soil conditions other than by a visual inspection of the surface.

Nuisances and Hazards

The appraisers have not been informed of any site-specific nuisances or hazards, and there were no visible signs of toxic ground contaminants at the time of our inspection. Because the appraisers are not experts in this field, we do not warrant the absence of hazardous waste, and we urge the reader to obtain an independent analysis of these factors.

Flood Zone

Possible locational hazards include flood potential. As indicated by the Federal Emergency Management Agency (FEMA) panel number 250229 005 B, dated July 2, 1980, the subject property is located within Flood Zone B, an area between the limits of 100-year and 500-year flood.

Seismicity

Information pertaining to the seismicity of the subject site was not provided to the appraisers. We have assumed that the subject site is not situated in an area of seismic danger.

Legal Description

As noted earlier, a copy of the subject property's legal description, as provided by Ashford Financial Corporation, is presented in the Addenda to this report.

Conclusion

The subject parcel appears well suited as the site of a transient lodging facility. We have analyzed the issues of size, topography, access, visibility, and the availability of utilities, and noted the following advantages and disadvantages.

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Advantages

o     The subject site consists of a smooth topography.

o A well-developed network of area and interstate highways exists in close proximity to the subject property.

o     All necessary utilities are available to the subject property.

o The subject site has good visibility from Montvale Avenue and southbound Interstate 93.

Disadvantages

o     Visibility from northbound Interstate 93 is fair.

o     The subject property is not visible from Interstate 95.

o Logan International Airport is located 15 miles away from the subject property, making airport access only fair.

The advantages exhibited by the subject site are all important characteristics of a hotel location. Even though the subject parcel is not visible from Interstate 95 and northbound Interstate 93, the advantages outweigh the disadvantages, and we believe that the site is well-suited for hotel use.

IMPROVEMENTS

The quality of a lodging facility's physical improvements has a direct influence on its marketability and attainable occupancy and average rate. The design and functionality of the structure can also affect operating efficiency and overall profitability. This section investigates the subject property's physical improvements and personal property in an effort to determine how they contribute to total value. The following description of the improvements is based on our inspection of the hotel and information provided by Ashford Financial Corporation.

Howard Johnson is a full-service lodging facility containing 100 rentable units, 4,431 square feet of meeting and banquet space, a restaurant (which is currently leased to an independent operator), an indoor swimming pool, and appropriate back-of-the-house facilities. The one- and five-story property opened in 1972, and is approximately 25 years old as of the date of this appraisal. The hotel was acquired by Ashford Financial Corporation in March, 1994. At the time of this acquisition, the hotel was in extremely poor condition. Subsequent to the acquisition, the subject property was extensively renovated at an estimated cost of $448,726. In scope, this renovation

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included the exterior of the building, public areas and the guestrooms. The hotel is now judged to be in relatively good condition; management representatives report that all building systems are in good working order. The hotel is operated under a license agreement with Howard Johnson and reportedly meets the standards for lodging facilities of that brand.

Based on our inspection and information provided by Ashford Financial Corporation, the following table summarizes the facilities available at the subject property.

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Table 3-3 Facilities Summary
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Opening Date                             1972
Number of Buildings                      One
Exterior Facade                          Beige stucco finish
Entrance                                 Walkway with Canopy

Guestroom Configuration:

     King Beds                              62  Units
     Double/Doubles                         36
     Standard Single                         2
                                         -----
            Total                          100  Units
     Corridors                           Double-loaded, interior

Food and Beverage Outlets                Spud's Restaurant
Meeting and Banquet Rooms:

     Waterford Ballroom                  2,160  Square Feet
     Tiffany Ballroom                    1,560
     Board Room A                          480
     Board Room B                          231
                                         -----
         Total                           4,431 Square feet
Parking Facilities                       Approximately 150 parking spaces
Recreational and Other Amenities         Indoor swimming pool

Laundry:

     Washers                             One Milnor, one Wascomat
     Dryers                              Two Speed Queen
     Self-Service                        One washer, one dryer

Elevators                                Two

Life Safety Systems                      Hardwired smoke detectors
Construction Details

     Foundation                          Continuous Wall;
                                         Poured Concrete Slab on Grade

     Framing                             Steel; Concrete Block
                                         Poured-in-Place Concrete

     Exterior Walls                      Concrete Block; Reinforced Concrete
     Roof                                Steel Deck; Asphalt Covering

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Property Exterior

The hotel structure is situated near the center of the subject parcel. Paved parking areas accommodating approximately 150 vehicles are predominantly located in the northern and southern sides of the hotel. A small parking area is also situated along the eastern side of the subject parcel. Vehicular access to the subject site is provided by three driveways located along the western boundary of the subject parcel. After entering the site, guests proceed to the hotel's main entrance, which is located on the eastern side of the hotel structure. The subject property does not feature a porte cochere; however, a canopy extending from the main entrance to the driveway shields guests from inclement weather such as rain and snow. Service traffic can gain access to the loading dock by entering the southernmost driveway and circling around the southern portion of the subject parcel to the western side of the hotel.

Construction and Design

The Howard Johnson features two wings. The one-story commercial wing houses the hotel's main lobby, meeting and banquet space, restaurant, swimming pool, and most of the back-of-the-house space. To the north of the commercial wing is the five-story guestroom tower, which contains the hotel's guestrooms and laundry facility. An enclosed corridor connects the commercial wing to the guestroom tower. Combining the two wings, the hotel structure's footprint measures approximately 31,243 square feet.

The subject property features a continuous wall foundation, concrete slab floor structure, and steel frame. The exterior walls are constructed of concrete block and reinforced concrete and are finished in stucco. The roofs feature steel decks and are covered with asphalt. Ownership capital expenditure reports indicate that the roof over the meeting and banquet space was replaced in 1995, and the roof over the restaurant was replaced in 1996. Overall, Management representatives report that the building structure is in good condition, and our inspection revealed no visible signs of damage.

Lobby

Situated in the northeastern corner of the commercial wing and immediately north of the main entrance, the hotel's main lobby acts as the focal point of the hotel and provides access to other areas of the property. Guests enter the main entrance of the hotel and turn left to access the lobby. The front desk, which consists of a three-sided, obtuse-angled counter, is located along the western wall of the lobby. A seating area is situated in the eastern portion of the lobby. On the northern side of the lobby is the corridor that connects the commercial wing to the guestroom tower. Extending from the southern side of the lobby are two, perpendicular corridors - one of which runs easterly and leads to the hotel's swimming

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pool and two ballrooms, and the other which extends southerly towards the hotel's restaurant and two small meeting rooms.

Renovated in 1996, the lobby features newly replaced carpeting, refinished vinyl wallcovering, white ceiling tiles, and refurbished lighting and drapery. As a result of the recent upgrades, the lobby is currently in good condition.

Food and Beverage Outlets

The subject property's food and beverage facility is currently leased to Hash Browns, Inc., an operator of five restaurants in the northeast United States known as Spud's Restaurant and Pub. Located in the southern portion of the commercial wing, the restaurant serves lunch and dinner seven days a week and handles the food and beverage component of the hotel's meeting and banquet events as well as room service. A synopsis of the restaurant lease is included as an Addendum to this report.

Meeting and Banquet Space

The subject property offers approximately 4,431 square feet of meeting and banquet space, which is located in the commercial wing southeast of the lobby area. The 2160-square-foot Waterford Ballroom is located near the center of the commercial wing and can be partitioned into three separate rooms; the 1560-square-foot Tiffany Ballroom is situated east of the Waterford Ballroom and can be divided into two smaller meeting rooms. Board Room A, which is situated south of the Waterford Ballroom, offers 480 square feet of function space; the 231-square-foot Board Room B is located immediately south of the main entrance.

Although the hotel oversees and controls the booking of all meetings and events, the food and beverage function is serviced by the restaurant. All of the hotel's meeting and banquet space was renovated in 1994, including the installation of new lighting, refinishing of walls, and the replacement of carpeting. At the time of inspection, the subject property's meeting and banquet space was in good condition, although some signs of wear and tear were apparent.

Guestrooms

The subject property features 100 guestrooms: 62 with king beds, 36 with two double beds, and 2 with one double bed. Management reports that two rooms are currently being converted to handicapped-accessible rooms, which will allow the hotel to meet ADA requirements through the year 2000. Guestrooms in the subject property's tower are double loaded. The hotel's guestrooms are standard in configuration and feature one room that contains sleeping and working areas with a bathroom situated to the left or

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right of the entrance to the room. Guestrooms are typically furnished with the following items.

o     One king, one double bed, or two double beds

o     Dresser

o     Desk with chair

o     Color television with remote control

o     Nightstand with alarm clock/radio

o     Floor lamp and wall-mounted lamps

o     Upholstered chair

o     Standard touchtone telephone

o     Closet with luggage rack

o     Assorted artwork

o     Full-length glass balcony doors leading to nonfunctional balconies

o     Wall-to-wall carpeting

o     Vinyl wallcovering

o     Popcorn ceilings

The guest bathrooms feature a vanity with sink, a wall-mounted mirror, a commode, and a combination shower-and-tub unit. Finishes include vinyl wallcovering, tiled floors, and ceiling tiles. Twelve guestrooms feature in-room, full Jacuzzis; an additional twelve rooms offer mini-whirlpool tubs in the bathrooms.

Although the guestrooms were renovated in 1994, additional upgrades were completed in 1996. The guestrooms received new carpeting, drapes, chair upholstery, lamp shades, and artwork in 1996; additionally, case goods were refinished. Plans for the remainder of 1996 include the installation of 21-inch televisions, the replacement of bathroom floor tiles, the refinishing of the walls in 27 bathrooms, and the replacement of ceiling tiles in half the bathrooms. In 1997, the hotel plans to refinish guestroom walls with textured paint, seal the balcony doors, re-tile the remainder of the bathrooms, repair moisture damage in the wall areas near the HVAC units, and refinish the bathroom walls.

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At the time of our inspection, the subject property's guestrooms appeared to be in relatively good condition. However, despite the refinishing of case goods, the guestrooms furniture appears outdated.

Guestroom Corridors

Guestroom corridors are wide enough to permit the easy passage of housekeeping and room service carts. The corridors are finished with carpet, vinyl wallcovering, and a popcorn ceiling. The corridors were refinished in 1994 and are currently in good condition. While each floor contains a housekeeping closet, floors 2 and 4 offer ice machines and floors 1 and 5 feature soda vending machines.

Recreational Amenities

The Howard Johnson features an indoor, heated swimming pool, which is located in the northeastern portion of the commercial wing. The swimming pool area was redecked in 1995, and the heat pumps were replaced in 1996. The greenhouse-like structure that encloses the pool is in fairly good condition, with no leaks reported in the roof. However, the swimming pool lining is slightly stained as a result of the hard, local water supply.

Back-of-the-House Space

The subject property's back-of-the-house space is housed entirely on the first floor. The hotel's administrative and sales offices are located near the northwest corner of the commercial wing behind the front desk. The laundry and housekeeping facility is located in the western wing of the guestroom tower. By virtue of its location near the elevator core, the laundry facility's location enhances efficient flow of housekeeping staff. The main kitchen is situated in the southeast corner of the commercial wing, where it provides direct service flow to the restaurant and the meeting and banquet space. Based on information provided by management representatives, all of the subject property's operating systems are in good working order.

Vertical Transportation

Vertical transportation in the five-story guestroom tower is provided by two elevators and two stairwells. The two elevators are situated adjacent to each other in the western end of the guestroom tower; one stairwell is located at each end of the guestroom wing.

Heating, Ventilation, and Air Conditioning

The subject property's heating, ventilation, and air conditioning (HVAC) are provided by individual, through-the-wall, electrical units for the guestrooms and centralized, gas- and electrical-powered HVAC units for the public areas. The guestroom HVAC units were newly installed in 1994. The property's management indicate that all HVAC equipment is in good working condition.

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Fire Protection

The Howard Johnson's guestrooms and public areas feature hardwired smoke detectors. However, the hotel's guestrooms are not serviced by a sprinkler system. Given that the guestroom tower is five-stories tall, the lack of a sprinkler system is highly disadvantageous and poses a life safety risk to the hotel's guests.

Security

The subject property utilizes electronic door locks. Security is further enhanced by restricted access through peripheral entrances to the hotel. Only guests and service staff with electronically-coded key cards can gain access to the hotel through exterior entrances located away from the lobby area. The hotel's front desk is fully staffed 24 hours per day.

Asbestos

According to information provided by management representatives, there is no asbestos present in the subject property's improvements; however, we have not been provided with an asbestos report to confirm this assertion. The reader should be advised that any costs associated with asbestos removal or containment may have an unfavorable impact on the hotel's market value, and the estimate set forth in this appraisal reflects our value conclusions prior to the deduction of any such costs. We suggest that interested parties initiate an independent analysis regarding current asbestos levels and the capital expenditures necessary to remove any asbestos that is present.

ADA Conformance

Following the January 26, 1992 passage of the Americans with Disabilities Act
(ADA), hotels are subject to new physical standards. The appraisers are not experts on ADA compliance, and we render no opinion regarding the subject property's conformance to ADA standards. Capital expenditures that may be necessary to bring the property into accordance with the ADA will reduce our estimate of market value. Any ongoing costs related to ADA regulations are expected to be funded by normal replacement reserves.

Conclusion

Overall, the subject property's improvements appear appropriate for hotel use. For the purposes of this appraisal, we have assumed that the subject property will be maintained in its present condition throughout the assumed ten year holding period. Specifically, it is assumed that hotel management will employ standard preventive maintenance measures, and that a reserve for replacement fund will be established which will fund the cost of any future necessary capital expenditures.

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ZONING

According to the City of Woburn zoning regulations and map (dated April 19, 1985), the subject property is zoned as follows.

                                OP - Office Park

Conforming uses under this zoning designation include medical and professional offices, restaurants, and retail and service uses in connection with a hotel or motel. Hotels and motels require a special use permit under the OP zoning classification. In the case of the subject property, a special use permit was obtained; hence, the subject property appears to conform to local zoning regulations. We assume that all necessary permits and approvals have been secured (including an appropriate liquor license), and that the subject property was constructed in accordance with local zoning ordinances, building codes, and all other applicable regulations. Our zoning analysis should be verified before any physical changes are made to the hotel.

ASSESSED VALUE AND TAXES

Property (or ad valorem) tax is one of the primary revenue sources of municipalities. Based on the concept that the tax burden should be distributed in proportion to the value of all properties within a taxing jurisdiction, a system of assessments is established. Theoretically, the assessed value placed on each parcel bears a definite relationship to market value, so properties with equal market values will have similar assessments and properties with higher and lower values will have proportionately larger and smaller assessments. Depending on the taxing policy of the municipality, property taxes can be based on the value of the real property or the value of the personal property and the real property.

Because the objective of assessed value is to maintain a specific value relationship among all properties in a taxing jurisdiction, comparable hotel assessments should be evaluated to determine whether the subject property's assessed value is equitable.

The taxing jurisdiction governing the subject property assesses both real and personal property. The assessed value ratio is reported to be approximately 100% of market value. A review of the assessed values of six comparable hotels located in the Woburn taxing jurisdiction reveals the following information.

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Table 3-4 Assessed Value of Comparable Hotels
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                      Number        Total Assessment        Assessment per Room
                               --------------------------  ---------------------
Hotel                of Rooms    Land      Improvements     Land    Improvements
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Subject Property        100    $1,703,000      $1,747,000  $17,030     $17,470
Ramada Plaza Hotel      196    $1,816,000      $5,959,000   $9,265     $30,403
Crowne Plaza Hotel      345    $1,797,000     $15,192,000   $5,209     $44,035
Courtyard by Marriott   120     1,072,000       5,589,000    8,933      46,575
Red Roof Inn            159     2,845,000       2,836,000   17,893      17,836
Comfort Inn             100       852,000       2,562,000    8,520      25,620
Suisse Chalet           129       887,000       2,156,000    6,876      16,713

                    Source: City of Woburn Assessor's Office


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As indicated in the preceding table, the subject property's land value per room ranked second behind that of the Red Roof Inn. The Red Roof Inn's and the subject property's high land value can be attributed to their excellent locations; each site is located near interstate exits and adjacent to desirable commercial development. The subject property's improvements value per room appears reasonable and is comparable to those of limited-service properties, including the Red Roof Inn, Comfort Inn, and Suisse Chalet.

The Howard Johnson's personal property assessment totals $417,700. Based on a total real and personal property assessment of $3,867,700 and a tax rate of $23.09 per $1000 of assessment, the subject property's 1995/96 tax burden is calculated as follows.

                         $3,867,700 X $0.02309 = $89,305

The following table illustrates the historical changes in the real and personal property tax rates for the subject property's governing jurisdiction.

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Table 3-5 Tax Rates Applicable to the Subject Property
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                  Tax Rate per $1,000   Percent Change from
     Year           of Assessment          Previous Year
-----------------------------------------------------------

    1991/92            $17.74
    1992/93             19.39                   9.3%
    1993/94             20.16                   4.0
    1994/95             21.38                   6.1
    1995/96             23.09                   8.0

Annual Compounded Rate                          6.8%

                    Source: City of Woburn Assessor's Office

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Historically, the applicable tax rates have increased at an annual compounded rate of 6.8%. For the purpose of this appraisal, and in recognition of the potential for increases in the subject property's assessed value, we have forecasted the subjected property's tax burden to increase at an annual rate of 6.0% for the first three projection years. From 2000 and beyond, property taxes are projected to increase at the underlying rate of inflation of 3.5%.

Applying the projected increases to the1995/96 tax burden yields the following forecast of property taxes for the subject property.

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Table 3-6 Forecast of Property Tax Expense (+000)
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                             1997     Stablized    1999      2000     2001
--------------------------------------------------------------------------------
Forecast Property Taxes      $93         $99       $102      $106     $110
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NEIGHBORHOOD

The neighborhood surrounding a lodging facility often has an impact on a hotel's status, image, class, style of operation, and sometimes its ability to attract and properly serve a particular market segment. This section of the report investigates the subject property's neighborhood and evaluates any pertinent locational factors that could affect its occupancy, average rate, food and beverage revenues, and overall profitability.

The neighborhood surrounding the subject property is characterized by commercial development, consisting primarily of office buildings, high-technology industrial companies, and retail outlets. The majority of these

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developments are located in the vicinity of the I-93/I-95 interchange, and are directly accessible from the subject property. Some of the companies located at this intersection are EDS, Alpha Industries, Inc., and Environmental Products and Services, Inc. Several business are situated proximate to the subject property. Unicorn Park is located east of the property and is tenanted by small companies, many of which are financial, insurance, and real estate firms. Cummings Park, a large business park situated approximately two miles northwest of the subject property, features companies such as Elliott Corporation, Theta Systems, the Access Group, and the Professional Development Group. Additionally, restaurants and day care centers are housed within Cummings Park and a 347-room, full-service hotel - the Crowne Plaza - is situated in close proximity.

The Aberjona River traverses the eastern margin of the subject site, past a narrow zone of woods and weeds which comprise the eastern border. Beyond the Aberjona River to the east are Interstate 93 and Unicorn Park.

To the immediate west of the subject property is a service station and an architectural firm, Will-Bern Associates, Inc. The neighborhood further west of the subject property is characterized by service stations and single- and two-family housing units.

To the immediate north of the subject property is the office for Rainin Instrument Company, Inc., an instrument manufacturing company. Situated further north of the property are single- and two-family housing units.

The area immediately south of the subject property is characterized by restaurants, retail stores, service stations, and offices. The restaurants in the neighborhood include McDonald's, Friendly's, Primo's Steak Restaurant, and a pancake outlet; these eateries are located in proximity to stores selling woodcraft items and groceries.

Conclusion

The neighborhood surrounding the Howard Johnson appears well-suited for the operation of a transient lodging facility. Major companies in the various business developments, such as Cummings and Unicorn Parks, are located within the subject property's vicinity. In addition, a number of restaurants and retail stores are situated in the immediate vicinity of the subject property and support the operation of a transient lodging facility.

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4.    Market Area Analysis

The economic vitality of the market surrounding the subject property is an important consideration in forecasting lodging demand and income potential. Economic and demographic trends that reflect the amount of visitation provide a basis from which to project hostelry demand. The purpose of the area analysis is to review available economic and demographic data to determine whether the local market will undergo economic growth, stability, or decline. In addition to predicting the direction of the economy, the rate of change must be quantified. These trends are then correlated based on their propensity to reflect variations in lodging demand with the objective of forecasting the growth or decline in visitation by individual market segment.

Market Area Definition

The market area encompassing the subject property can broadly be defined as the Boston-Worcester-Lawrence-Lowell-Brockton Metropolitan Statistical Area (MSA). The Boston MSA, the largest in the commonwealth, with roughly 64% of the total population, is comprised of Suffolk, Essex, Middlesex, Norfolk, Plymouth, and Worcester Counties.

More specifically, the subject property's market area can be described as northern suburban Boston and the State Route 128 (I-95) corridor. For the purpose of generally defining the geographical/economic boundaries within the area, three major market areas exist within the greater Boston metropolitan area: the Route 128 corridor, the Route 495 corridor, and the inner urban market. The subject property is located in close proximity to the intersection of Route 128 and Interstate 93.

Woburn's economy is closely tied to the trends occurring both in the central Boston area and along Route 128's high-technology area. For this reason, the market area analysis will include relevant data for both the City of Boston and suburban Boston. In most cases, the Boston metropolitan area is the market for which pertinent information on the economic and demographic trends that will affect the subject property is available.

                               [GRAPHIC OMITTED]

                                    AREA MAP

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In the early to middle 1980s, the Massachusetts area underwent a period of strong economic growth, often referred to as the "Massachusetts Miracle." This period of economic success can be attributed to a boom in industrial and high-technology manufacturing as well as to an increase in tourism and a sharing in the rapid expansion of the national financial service industry. In the early 1990s, however, downturns in the computer and high-technology fields had a negative impact on the area's economy. The area's economic problems were further exacerbated by the difficulties on Wall Street and in the region's depository institutions. As a result of the recent revival of the nation's economy as a whole, however, Woburn's economy - as demonstrated by Smith Travel Research statistics and the commercial developments planned for the City of Woburn - is pulling out of its economic difficulties.

According to the Planning Department of the City of Woburn, an extensive development project is scheduled to begin construction in 1998 or 1999, with completion projected for the year 2001. The project is planned on a site roughly five miles northwest of the subject property, on Commerce Way. According to city officials, $10 million in state funds have been allocated for the project, and 170 acres of land have been zoned for business parks on the site. Moreover, restaurants, a commuter rail stop, and a commuter parking garage are planned for the site. The Logan Airport Bus Terminal and the train station providing access to Boston will be relocated there as well. Plans are also being reviewed to build an exit ramp from Interstate 93 that would lead directly into the proposed development. Presently, the proposed site is a superfund site which is scheduled for clean-up in 1997.

Economic and Demographic Data

Based on fieldwork conducted in the area and our in-house sources, we have evaluated various economic and demographic statistics to determine trends in lodging demand. A primary source of economic and demographic statistics used in this analysis is the Complete Economic and Demographic Data Source published by Woods & Poole Economics, Inc., a well-regarded forecasting service based in Washington, DC. Using a data base containing more than 300 variables for each county in the nation, Woods & Poole employs a sophisticated regional model to forecast economic and demographic trends. Historical statistics are based on census data and information published by the Bureau of Economic Analysis. Projections are formulated by Woods and Poole. All dollar amounts have been adjusted for inflation, and thus growth or decline represents real change in constant dollars.

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Population

Between 1980 and 1995, Middlesex County registered an average annual compounded population growth of 0.2%, which was lower than the rates registered by the MSA, the commonwealth, and the nation, which achieved rates of 0.5%, 0.4%, and 1.0%, respectively. Between 1990 and 1995, population growth in the county, the MSA, and the commonwealth slowed to 0.1%, 0.2%, and 0.1%, respectively, despite increased population growth in the nation (1.1%). The slowed population growth in Massachusetts can be attributed to the economic recession that gripped the commonwealth in the early 1990s. Projections for the period 1995 to 2000 call for a relatively slow rate of population growth for Middlesex County and increased rates of growth for the MSA, the commonwealth, and the nation. Population in Middlesex County is expected to increase by an average annual compounded rate of 0.1%, while the MSA, commonwealth, and nation are anticipated to increase by 0.4%, 0.3%, and 0.9%, respectively.

We find that the rate of population growth generally establishes a minimum rate of increase for commercial hotel demand; this observation also holds true for the meeting and convention segment if a majority of the meetings are business-oriented.

Retail Sales

Retail sales in Middlesex County increased at a real average annual compounded rate of 1.1% between 1980 and 1995, a level that was lower than the gains registered by the MSA, at 1.6%, the commonwealth, at 1.4%, and the nation, at 1.9%. Between 1990 and 1995, the county, MSA and commonwealth experienced slower retail sales growth as a result of the regional recession. During this period, Middlesex County registered retail sales growth of 0.3%, while the Boston MSA and Massachusetts experienced growth of 0.6% and 0.5%, respectively. Although retail sales growth declined in these three areas, the nation achieved a higher rate of growth of 2.5%.

Retail sales in all four areas of evaluation are projected to increase at lower rates between 1995 and 2000. Retail sales in Middlesex County are projected to increase at an average annual compounded rate of 0.1%, and the MSA, commonwealth, and nation are expected to show average annual growth in retail sales of 0.4%, 0.2%, and 0.9%. Overall, retail sales trends indicate slowing economic growth in the subject property's market area as well as in the nation as a whole.

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Personal Income

Between 1980 and 1995, total personal income in Middlesex County increased at an average annual compounded rate of 2.7%, after adjustment for inflation. Growth in personal income in Middlesex outpaced those of the MSA, commonwealth, and nation, which experienced growth of 2.5%, 2.3%, and 2.3%, respectively. Although slower growth was achieved between 1990 and 1995, projections call for improved personal income growth in the next five years. Middlesex County is anticipated to achieve real gains of 1.6% annually between 1995 and 2000. During the same period, personal income in the MSA, the commonwealth, and the nation is projected to increase at rates of 1.8%, 1.6%, and 2.3%, respectively. Overall, the projected growth in total personal income is a favorable economic indicator for businesses in Middlesex County.

In terms of per capita personal income, projections for Middlesex County indicate a higher level than those anticipated for the Boston MSA, Massachusetts and the United States. This relationship suggests that Middlesex County residents will have more money available to spend on retail goods and services than do typical Americans. This increased spending ability contributes to a favorable environment for local commercial establishments, and restaurants in particular. It should be noted, however, that personal income does not take into account cost-of-living factors; as a result, it is possible for local residents to have higher income levels without enjoying greater affluence if the cost of necessities is greater than it is in other parts of the nation.

Work Force Characteristics

The greatest long-term historical employment growth in Middlesex County occurred in the services and agricultural services sectors, which achieved growth rates of 3.6% and 3.4%, respectively between 1980 and 1995. Between 1990 and 1995, most of the sectors in the county experienced declines, with the exception of services, agricultural services, and transportation, communications and utilities sectors. The greatest drops occurred in the federal military, manufacturing, and mining sectors. Overall employment decreased between 1990 and 1995 at an average annual compounded rate of 0.4% in Middlesex County.

Employment is expected to rebound slightly between 1995 and 2000, with total employment forecasted to increase annually at 0.3%. The strongest gains in employment are projected to occur in the mining and services sectors, which are forecasted to increase at rates of 3.0% and 0.9%, respectively. These moderate employment gains reflect stabilization of the local economy

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following the dramatic expansion in the 1980s and the recession that characterized the early 1990s.

A favorable characteristic is the diversification of the MSA economy, with services, trade, manufacturing, and government as the largest employment sectors in 1995. Because the local economy is not tied to the prosperity of any single sector, the impact of business cycles is somewhat cushioned. Furthermore, the downturn in high-technology industries that occurred in the early 1990s resulted in a diminished dependence on this industrial sector; nevertheless, the high-technology firms in the region remain a dominant influence on the area's economy.

The major employers in Woburn represent a cross-section of hotel demand potential. Some are national in scope, while others operate on a more local basis; some are engaged in manufacturing, and others are active in retail distribution. The following table outlines some of the major employers in Woburn.

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Table 4-1 Major Employers
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                                                         Number of
          Firm                   Product                 Employees
          --------------------------------------------------------
          Marshalls              Retail                     600
          W.R. Grace             Retail                     500
          General Foods          Food                       200
          Cummings Properties    Commercial Real Estate

            Source: Executive Office of Communications & Development


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Office Space

The City of Woburn is an industrial town containing a number of industrial parks that are owned by both the public and private sectors. According to the Planning Department of the City of Woburn, the 1995 vacancy rate for business parks in the city is estimated at below 7%, an improvement over vacancy levels in recent years that is attributable to the economic revival and the lack of new construction. With the planned development on Commerce Way, city officials anticipate significant growth in the future.

Highway Traffic

The subject property occupies a prominent location, proximate to the intersection of Interstates 93 and 95. Access to the property is provided by Interstate 93, via the Montvale Avenue exit. The amount of traffic passing

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through a market area can have a direct impact on commercial and leisure demand and an indirect effect on meeting demand. At the time of preparing this appraisal, no information on the volume of traffic entering or exiting the Montvale Avenue exit ramps was available. According to representatives of the Massachusetts Department of Transportation, the only information available is the daily traffic counts on Interstate 93 in the vicinity of the intersection of Interstates 93 and 95. For northbound Interstate 93, the latest statistics available (for 1994) show 135,000 vehicles utilizing Interstate 93 daily; for southbound Interstate 93, the latest count (in 1990) reveals 137,120 vehicles per day.

As mentioned previously, given the proximity of Woburn to the City of Boston, the latest developments in Boston do have some effect on the subject property's market area. Major road construction is currently underway in the City of Boston. The $7.7-billion Central Artery/Third Harbor Tunnel project -the largest highway initiative in the history of the commonwealth - will replace the six-lane, elevated section of the Central Artery (I-93) in downtown Boston with a largely underground, eight- to ten-lane section extending from the Southeast Expressway (I-93) to Charlestown. This project also involves extending I-90 (the Massachusetts Turnpike) to Logan Airport via a new seaport access road that will pass through commercial land in south Boston, and constructing a four-lane tunnel across Boston Harbor. Completion of this project should improve access between Logan Airport and downtown Boston dramatically. The project is expected to double traffic capacity both through the city and across the harbor, thus alleviating one of the most congested urban traffic areas in the nation and providing the city with a safer and wider traffic configuration.

The Central Artery depression will create over 27 acres of new green space, including the area abutting Atlantic Avenue. Work began in early 1994 on the relocation of utility infrastructures and on wall construction near Quincy Market to clear a path for the proposed project. Currently, work is occurring below ground near South Station and Quincy Market to construct the tunnel itself; the estimated completion date of the artery depression is late 1999.

The construction of the 1.3-mile third harbor tunnel began in 1992. According to the Massachusetts Department of Transportation, the tunnel is currently open to commercial traffic only, and should relieve some traffic congestion. The tunnel is four lanes wide, doubling the present cross-harbor capacity to eight lanes. Although it is unclear as to when the tunnel

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will permit passenger vehicles, it is hoped that the tunnel will enable airport-bound drivers from the west and south, who comprise 70% of airport traffic, to bypass downtown Boston and the existing Sumner and Callahan tunnels, thereby alleviating traffic congestion to and from the city.

Airport Traffic

The main airport serving the City of Woburn is Logan International Airport, located roughly 15 miles southeast of the subject property. The airport is utilized by more than 40 major domestic airlines and international carriers that offer non-stop service to the business centers of Europe and Asia. In 1995, the airport served more than 24 million arriving and departing passengers, making it the 10th busiest airport in the country for passenger service. The airport also handled more than 800 million pounds of cargo and mail during the same year, making it the 12th busiest airport in the country in terms of cargo service.

Currently, Logan International Airport is undergoing an expansion and upgrading, which may continue until 2010. This $1.5-billion modernization program - known as Logan 2000 - consists of roughly 30 projects, and is intended to ensure the facility's economic contribution to the greater Boston area and the New England region well into the 21st Century. According to the Massachusetts Port Authority, the projects include improvements to the passenger terminals, roadways, parking facilities, public transportation and passenger amenities. Specifically, Terminal A will be replaced with a modern concourse to accommodate wide-bodied jets, ultimately expanding the number of gates that can handle these larger aircraft from 45 to 70. Terminal E will receive an expanded customs hall to be located on what is now the Terminal E parking lot. While the old customs facility could handle only 600 international passengers per hour, the new one will be able to handle 3,000. In addition, a new central terminal will connect to both the new Terminal A and the customs hall in Terminal E. The aforementioned Boston Tunnel project will, upon completion, surface at the airport, thereby significantly improving access to Logan.

The following table shows historical passenger counts at Logan International Airport.

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Table 4-2 Logan International Airport Passenger Statistics
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                              Domestic
         Domestic Jet    Commuter      International      Total      Percent
Year     Passengers     Passengers       Passengers    Passengers     Change
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1986     18,640,863      1,233,531       2,058,686     21,933,080       --
1987     19,316,103      1,365,371       2,687,528     23,369,002      6.5%
1988     19,237,619      1,400,674       3,093,630     23,731,923      1.6%
1989     17,689,413      1,348,616       3,235,831     22,273,860     -6.1%
1990     17,968,410      1,550,837       3,358,944     22,878,191      2.7%
1991     16,585,359      1,771,873       3,092,911     21,450,143     -6.2%
1992     17,083,755      2,067,965       3,571,418     22,723,138      5.9%
1993     17,722,509      2,277,059       3,580,158     23,579,726      3.8%
1994     18,774,177      2,035,166       3,658,835     24,468,178      3.8%
1995     18,596,080      2,120,262       3,475,753     24,192,095     -1.1%

Average Annual Compounded Change 1986-1995                             1.1%

            Source: Massachusetts Port Authority, Aviation Department


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With 1.1% in average annual compounded growth, Logan International Airport has not witnessed any strong growth in passenger count over the past ten years. The number of domestic jet passengers has remained steady, while increases have been achieved in the number of domestic commuter and international passengers. This lack of strong growth is a consequence of the airport operating at capacity; growth should occur in the future as the expansion projects at Logan International Airport are completed.

Convention Center

The nearest convention center, the John B. Hynes Veterans Memorial Convention Center, is located in the City of Boston. Because of the large number of hotels located in the city, and Woburn's distance from downtown Boston, hotels in the subject property's area do not enjoy significant overflow generated by the convention center.

Tourist Attractions

Woburn is a historic site and contains a number of historic attractions, including the Baldwin Mansion and the Count Rumford House. The majority of leisure travelers who stay in Woburn, however, commute to Boston to visit the city's numerous tourist attractions. The subject property's strategic location along Interstate 93, which provides direct access to Boston, enhances its ability to attract leisure travelers.

Boston is a popular destination because it offers a wide variety of visitor attractions. The area's educational, medical, and scientific institutions are a

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magnet for scholars, researchers, and scientists. Visitors are attracted by local sports teams and recreational activities. Numerous golf courses are available in the outlying suburban area, and miles of Atlantic beaches are located within a few miles of the city.

For cultural entertainment, Boston offers many museums, a planetarium, an aquarium, and a variety of historic attractions. Visitors also enjoy symphony concerts, opera, and the theater. The city offers ample restaurants.

Some of the most popular historic attractions include the Old South Church, the Boston Tea Party Ship and Museum, Faneuil Hall, Quincy Market, the Boston Massacre Site, the Old South Meeting House, the Bunker Hill Pavilion, Trinity Church, the Paul Revere House, Boston Common, the U.S.S. Constitution, and the Old North Church. Cultural attractions include the Museum of Fine Arts, the Isabella Stewart Gardner Museum, and the world-famous Boston Pops. Other attractions include Newbury Street, the John Hancock Observatory, and the New England Aquarium.

There are 68 colleges and universities in the Boston metropolitan area with an enrollment of approximately 275,000 students. Two out of three of the undergraduates enrolled in Boston's most prestigious colleges and universities (Boston College, Boston University, Harvard University, Massachusetts Institute of Technology, Northeastern, and Tufts) come from areas outside Massachusetts. These institutions generate strong leisure visitation during the weekends when school is in session, and particularly during commencement and parents' weekends. During the week, the schools and the medical hospitals host guest lecturers, continuing educational seminars, and meetings and banquets, much of which attract attendees who require overnight accommodations.

Conclusion

Our review of various economic and demographic data indicates that the subject property's market area has recovered from the recession of the early 1990s, with economic growth stabilizing. With the planned development on Commerce Way, the economy of the City of Woburn is anticipated to grow at a moderate pace.

The following table summarizes the economic and demographic trends discussed throughout this section. All figures that reflect dollar amounts have been adjusted for inflation, and thus reflect real change. It should be noted that the percent changes indicated in the following tables are based on unrounded figures, and thus may not calculate exactly.

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Table 4-3   Economic and Demographic Data for the Subject Property's Market Area
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                                                                                                Avg. Annual
Data Type                                                   Period     Data Point   Data Point  Comp. Change
------------------------------------------------------------------------------------------------------------
Long-Term Historical Population (+000)
     Middlesex County                                      1980-1995      1,369.4      1,404.6       0.2%
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1980-1995      5,348.9      5,754.9       0.5
     State of Massachusetts                                1980-1995      5,748.4      6,057.9       0.4
     United States                                         1980-1995    227,225.6    262,791.0       1.0
Short-Term Historical Population (+000)
     Middlesex County                                      1990-1995      1,398.3      1,404.6       0.1
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1990-1995      5,688.4      5,754.9       0.2
     State of Massachusetts                                1990-1995      6,018.4      6,057.9       0.1
     United States                                         1990-1995    249,401.4    262,791.0       1.1
Projected Population (+000)
     Middlesex County                                      1995-2000      1,404.6      1,410.3       0.1
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1995-2000      5,754.9      5,874.5       0.4
     State of Massachusetts                                1995-2000      6,057.9      6,137.0       0.3
     United States                                         1995-2000    262,791.0    274,758.4       0.9
Long-Term Historical Retail Sales (+000,000)
     Middlesex County                                      1980-1995      8,547.6     10,122.4       1.1
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1980-1995     33,570.2     42,615.7       1.6
     State of Massachusetts                                1980-1995     35,625.3     43,503.2       1.3
     United States                                         1980-1995  1,340,768.9  1,765,826.1       1.9
Short-Term Historical Retail Sales (+000,000)
     Middlesex County                                      1990-1995      9,987.3     10,122.4       0.3
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1990-1995     41,364.4     42,615.7       0.6
     State of Massachusetts                                1990-1995     42,531.0     43,503.2       0.5
     United States                                         1990-1995  1,557,380.2  1,765,826.1       2.5
Projected Retail Sales (+000,000)
     Middlesex County                                      1995-2000     10,122.4     10,148.1       0.1
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1995-2000     42,615.7     43,528.2       0.4
     State of Massachusetts                                1995-2000     43,503.2     44,042.8       0.2
     United States                                         1995-2000  1,765,826.1  1,846,830.4       0.9
Long-Term Historical Retail Sales Per Capita
     Middlesex County                                      1980-1995      6,241.8      7,206.4       1.0
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1980-1995      6,276.1      7,405.2       1.1
     State of Massachusetts                                1980-1995      6,197.4      7,181.2       1.0
     United States                                         1980-1995      5,900.6      6,719.5       0.9
Short-Term Historical Retail Sales Per Capita
     Middlesex County                                      1990-1995      7,142.4      7,206.4       0.2
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1990-1995      7,271.7      7,405.2       0.4
     State of Massachusetts                                1990-1995      7,066.8      7,181.2       0.3
     United States                                         1990-1995      6,244.5      6,719.5       1.5


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HVS International, Mineola, New York                    Market Area Analysis  32
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Table 4-3   Economic and Demographic Data for the Subject Property's Market Area
           (continued)
--------------------------------------------------------------------------------

                                                                                                Avg. Annual
Data Type                                                   Period     Data Point   Data Point  Comp. Change
------------------------------------------------------------------------------------------------------------
Projected Personal Retail Sales Per Capita
     Middlesex County                                      1995-2000       7,206.4      7,195.9      (0.0)
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1995-2000       7,405.2      7,409.7       0.0
     State of Massachusetts                                1995-2000       7,181.2      7,176.6      (0.0)
     United States                                         1995-2000       6,719.5      6,721.7       0.0
Long-Term Historical Eating and Drinking Place Sales (+000,000)
     Middlesex County                                      1980-1995         795.9      1,061.3       1.9
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1980-1995       3,389.3      4,693.3       2.2
     State of Massachusetts                                1980-1995       3,709.2      5,043.2       2.1
     United States                                         1980-1995     126,131.6    185,035.4       2.6
Short-Term Historical Eating and Drinking Place Sales (+000,000)
     Middlesex County                                      1990-1995         989.1      1,061.3       1.4
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1990-1995       4,407.3      4,693.3       1.3
     State of Massachusetts                                1990-1995       4,750.3      5,043.2       1.2
     United States                                         1990-1995     161,197.4    185,035.4       2.8
Projected Eating and Drinking Place Sales (+000,000)
     Middlesex County                                      1995-2000       1,061.3      1,092.5       0.6
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1995-2000       4,693.3      4,883.0       0.8
     State of Massachusetts                                1995-2000       5,043.2      5,221.0       0.7
     United States                                         1995-2000     185,035.4    199,127.3       1.5
Long-Term Historical Eating and Drinking Place Sales Per Capita
     Middlesex County                                      1980-1995         581.2        755.5       1.8
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1980-1995         633.6        815.5       1.7
     State of Massachusetts                                1980-1995         645.2        832.5       1.7
     United States                                         1980-1995         555.1        704.1       1.6
Short-Term Historical Eating and Drinking Place Sales Per Capita
     Middlesex County                                      1990-1995         707.4        755.5       1.3
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1990-1995         774.8        815.5       1.0
     State of Massachusetts                                1990-1995         789.3        832.5       1.1
     United States                                         1990-1995         646.3        704.1       1.7
Projected Eating and Drinking Place Sales Per Capita
     Middlesex County                                      1995-2000         755.5        774.7       0.5
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1995-2000         815.5        831.2       0.4
     State of Massachusetts                                1995-2000         832.5        850.7       0.4
     United States                                         1995-2000         704.1        724.7       0.6
Long-Term Historical Personal Income (+000,000)
     Middlesex County                                      1980-1995      22,135.6     32,881.8       2.7
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1980-1995      80,572.5    116,135.5       2.5
     State of Massachusetts                                1980-1995      85,728.2    120,350.9       2.3
     United States                                         1980-1995   3,163,874.0  4,443,243.2       2.3


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Table 4-3   Economic and Demographic Data for the Subject Property's Market Area
           (continued)
--------------------------------------------------------------------------------

                                                                                                Avg. Annual
Data Type                                                   Period     Data Point   Data Point  Comp. Change
------------------------------------------------------------------------------------------------------------
Short-Term Historical Personal Income (+000,000)
     Middlesex County                                      1990-1995      31,480.0     32,881.8       0.9
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1990-1995     111,831.4    116,135.5       0.8
     State of Massachusetts                                1990-1995     116,527.4    120,350.9       0.6
     United States                                         1990-1995   4,051,714.6  4,443,243.2       1.9
Projected Personal Income (+000,000)
     Middlesex County                                      1995-2000      32,881.8     35,681.4       1.6
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1995-2000     116,135.5    126,766.0       1.8
     State of Massachusetts                                1995-2000     120,350.9    130,482.7       1.6
     United States                                         1995-2000   4,443,243.2  4,972,219.5       2.3
Long-Term Personal Income per Capita
     Middlesex County                                      1980-1995      16,164.0     23,409.0       2.5
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1980-1995      15,064.0     20,180.0       2.0
     State of Massachusetts                                1980-1995      14,913.0     19,867.0       1.9
     United States                                         1980-1995      13,924.0     16,908.0       1.3
Short-Term Historical Personal Income per Capita
     Middlesex County                                      1990-1995      22,513.0     23,409.0       0.8
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1990-1995      19,660.0     20,180.0       0.5
     State of Massachusetts                                1990-1995      19,362.0     19,867.0       0.5
     United States                                         1990-1995      16,246.0     16,908.0       0.8
Projected Personal Income per Capita
     Middlesex County                                      1995-2000      23,409.0     25,301.0       1.6
     Boston-Worcester-Lawrence-Lowell-Brockton, MA-NH MSA  1995-2000      20,180.0     21,579.0       1.3
     State of Massachusetts                                1995-2000      19,867.0     21,262.0       1.4
     United States                                         1995-2000      16,908.0     18,097.0       1.4
Long-Term Historical Employment - Middlesex County (+000)
     Farm                                                  1980-1995           2.8          1.6      (3.5)
     Agriculture Services, Other                           1980-1995           3.2          5.3       3.4
     Mining                                                1980-1995           0.5          0.6       1.6
     Construction                                          1980-1995          29.2         35.9       1.4
     Manufacturing                                         1980-1995         202.4        139.3      (2.5)
     Trans., Comm. & Public Utils.                         1980-1995          27.7         30.3       0.6
     Total Trade                                           1980-1995         161.5        182.7       0.8
       Wholesale Trade                                     1980-1995          43.7         51.9       1.2
       Retail Trade                                        1980-1995         117.8        130.8       0.7
     Finance, Insurance, & Real Estate                     1980-1995          41.1         51.5       1.5
     Services                                              1980-1995         229.8        392.2       3.6
     Total Government                                      1980-1995          95.8         87.3      (0.6)
       Federal Civilian Govt.                              1980-1995          15.0         15.3       0.1
       Federal Military Govt.                              1980-1995          14.4         11.6      (1.5)
       State & Local Govt.                                 1980-1995          66.4         60.4      (0.6)
     TOTAL                                                 1980-1995         794.0        926.7       1.0


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HVS International, Mineola, New York                    Market Area Analysis  34
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Table 4-3   Economic and Demographic Data for the Subject Property's Market Area
           (continued)
--------------------------------------------------------------------------------

                                                                                                Avg. Annual
Data Type                                                   Period     Data Point   Data Point  Comp. Change
------------------------------------------------------------------------------------------------------------
Short-Term Historical Employment - Middlesex County (+000)
     Farm                                                  1990-1995           1.8          1.6      (1.3)
     Agriculture Services, Other                           1990-1995           5.1          5.3       0.5
     Mining                                                1990-1995           0.7          0.6      (3.4)
     Construction                                          1990-1995          38.3         35.9      (1.3)
     Manufacturing                                         1990-1995         168.9        139.3      (3.8)
     Trans., Comm. & Public Utils.                         1990-1995          30.0         30.3       0.2
     Total Trade                                           1990-1995         194.3        182.7      (1.2)
       Wholesale Trade                                     1990-1995          58.8         51.9      (2.5)
       Retail Trade                                        1990-1995         135.5        130.8      (0.7)
     Finance, Insurance, & Real Estate                     1990-1995          55.5         51.5      (1.5)
     Services                                              1990-1995         358.1        392.2       1.8
     Total Government                                      1990-1995          94.2         87.3      (1.5)
       Federal Civilian Govt.                              1990-1995          15.5         15.3      (0.2)
       Federal Military Govt.                              1990-1995          14.4         11.6      (4.2)
       State & Local Govt.                                 1990-1995          64.4         60.4      (1.3)
     TOTAL                                                 1990-1995         946.9        926.7      (0.4)
Projected Employment - Middlesex County (+000)
     Farm                                                  1995-2000           1.6          1.5      (1.3)
     Agriculture Services, Other                           1995-2000           5.3          5.1      (0.4)
     Mining                                                1995-2000           0.6          0.7       3.0
     Construction                                          1995-2000          35.9         35.8      (0.0)
     Manufacturing                                         1995-2000         139.3        134.7      (0.7)
     Trans., Comm. & Public Utils.                         1995-2000          30.3         30.2      (0.0)
     Total Trade                                           1995-2000         182.7        181.5      (0.1)
       Wholesale Trade                                     1995-2000          51.9         51.4      (0.2)
       Retail Trade                                        1995-2000         130.8        130.2      (0.1)
     Finance, Insurance, & Real Estate                     1995-2000          51.5         52.8       0.5
     Services                                              1995-2000         392.2        410.4       0.9
     Total Government                                      1995-2000          87.3         88.3       0.2
       Federal Civilian Govt.                              1995-2000          15.3         15.4       0.1
       Federal Military Govt.                              1995-2000          11.6         11.7       0.2
       State & Local Govt.                                 1995-2000          60.4         61.2       0.3
     TOTAL                                                 1995-2000         926.7        941.2       0.3

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            Subsequent sections of this economic study and appraisal will relate these historical and projected growth trends to specific market segments based on their propensity to reflect visitation. This analysis will provide a basis for forecasting changes in room night demand in the subject property's area.

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                                         Affecting the U.S. Lodging Industry
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5.    Overview of External Forces Affecting the U.S. Lodging Industry

Introduction

Hotel ownership is ultimately the business of creating and enhancing value. To understand the investment potential of lodging facilities, investors must be thoroughly aware of the many forces that can cause changes in the value of their properties. Although some of these forces are internal (such as the layout and design of the facilities, the quality of management, and the condition of the property), others are external (such as the local economic environment and the competitive nature of the market). The risk associated with hotel investment lies largely with the external forces that are beyond the control of ownership and contribute to the variability of future income flows.

Investors and appraisers can project financial results by evaluating the historical impact of external forces on hotel values. Successful hotel investors seek opportunities where the risk of external forces can be minimized, thus reducing the uncertainty associated with income expectations.

When investors engage in due diligence prior to acquiring a lodging facility, they are primarily interested in trends affecting a limited geographic market area, such as a town, city, or county. A broader overview takes into account national and international travel patterns and trends. An understanding of the general characteristics of the United States hotel market is important because these trends often foreshadow economic and demographic changes in smaller areas.

This section of the appraisal will present an overview of the U.S. lodging industry by tracing many of the forces that influence hotel values. Historical economic and demographic data, and industry statistics will be analyzed to provide a basis for projections. Forecasts will be evaluated to determine their reasonableness. The conclusions represent another set of criteria that hotel investors consider in making their acquisition decisions.

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                                         Affecting the U.S. Lodging Industry
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The Supply and Demand Relationship

Most business ventures are influenced by the relationship between supply and demand. In the hotel industry, supply refers to the number of units. A unit consists of one or more rooms and represents the smallest accommodation that can be rented to a guest. Each unit must have a full bath and its own entrance to a public hallway or the building exterior. Demand refers to a room night, which is one unit that is occupied for one night. The supply and demand relationship has a significant influence on a hotel's occupancy and/or average room rate.

Occupancy is calculated by dividing the number of rooms that are occupied for a specific period by the total number of rooms that are available during the same period. Average room rate is determined by dividing the total rooms revenue achieved during a specific period by the number of rooms occupied during that period; it also represents the weighted average of all the room rates charged during that period. In a market where demand is increasing faster than supply, occupancies rise and average rate growth generally exceeds inflation. When supply is increasing faster than demand, occupancies fall and average rates typically remain level or decline. Hotels generate revenue based on occupancy and average rate, and thus the supply and demand relationship is an important factor in analyzing profits and value.

Hotel occupancy levels have shown definite cycles that reflect the balance between supply and demand. The early 1970s marked the beginning of a hotel building boom reminiscent of the 1920s. Many factors contributed to this expansion, but the two main elements were readily available financing and aggressive chains that were eager to sell franchises. The new construction during the 1970s was made possible by the enormous amount of financing generated by all lenders, particularly real estate investment trusts (REITs). These high-leverage finance companies were created to allow small investors to participate in real estate mortgages and equities. The concept was quickly accepted by Wall Street, and soon billions of dollars were available to finance real estate projects. Many lenders became so overwhelmed with new money that their underwriting procedures broke down and some marginal developments were approved.

During the late 1960s and early 1970s, hotel companies actively expanded their chains through franchising. Franchising was a source of new capital, allowing hotel companies to grow and achieve national recognition using the franchisee's financial investment in individual properties. Some franchisors, eager to demonstrate sustained growth and establish a national

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presence, employed questionable marketing tactics to sell new franchises. Salespeople were often compensated based on the number of franchises sold, so there was little incentive to discourage developers from investing in poor locations and overbuilt markets. Many lenders and hostelry developers were led to believe that a national franchise would guarantee a successful operation.

The combination of readily available financing and aggressive hotel chains eager to sell franchises resulted in overbuilding and development of many poorly located, undercapitalized hostelries managed by inexperienced owners. The bubble burst on the lodging industry when inflation caused construction costs and interest rates to escalate. The 1974 energy crisis drastically reduced travel, and the accompanying recession curtailed business trips, conferences, and conventions.

Operators of marginal properties quickly fell behind in their mortgage payments, and lenders were forced to foreclose. As lenders became hostelry owners, they either organized work-out departments headed by experienced hoteliers or engaged professional hotel management companies to assume operational responsibilities. Sales data indicate that lenders who were looking for quick sales to remove nonperforming hotel assets from their books had to lower their prices substantially to attract all-cash buyers. Lenders who were willing to hold on to foreclosed hotels and employ professional management to reposition and improve the properties' operation were generally able to recoup their original investments in three to five years, once the industry began to recover. However, even lenders who repositioned their hotels had to take back favorable purchase-money financing to sell the properties because money from other sources was not available.

History has shown that during economic downturns, hotel values generally do not fall in proportion to the properties' declining incomes. Sellers, and particularly lenders who take back hotels through foreclosure, are often unwilling to sell at substantially reduced prices. They are more likely to wait out the downward cycle and dispose of their assets when the market begins to rebound. Thus, appraisers can best reflect market behavior by projecting a facility's net income to a point of recovery and applying the proper discounted cash flow procedure over that time period.

The late 1970s was a period of relative calm for the lodging industry. Because most lenders were recovering from the financial wounds inflicted by

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the 1975 recession, they had little interest in making hotel mortgages. New construction was restrained, and primarily consisted of additions to existing properties and the development of some large, downtown hotels oriented toward the commercial and convention markets. The rebirth of center-city hostelries was a direct result of fuel shortages and the availability of government financing for inner-city redevelopment projects. Highway-oriented properties, on the other hand, were adversely affected by escalating gasoline prices and decreased automobile travel, and these lodging facilities lost some of their appeal among investors and hotel companies.

Decreased building activity, the normal retirement of older hostelries from the market, and an improving economy created a favorable supply and demand relationship and record-high occupancy levels from 1979 to 1980. Average room rates increased rapidly as operators took advantage of the excess demand to recoup earlier losses and keep up with inflation.

After the decline in hotel development during the late 1970s, the environment appeared suitable for a period of renewed expansion. However, the Federal Reserve tightened the money supply in the early 1980s, sending the prime interest rate up to double-digit levels. Most of the projects that were in the preliminary planning stages but lacked sensible financing were put on hold.

Fiscal policy and declining energy prices eventually reduced the national inflation rate. This caused a decline in hotel interest rates beginning in 1983, and suddenly massive amounts of capital were available for real estate investments. Hotel developers who had been out of the market since the mid-1970s rushed to initiate new projects. They were aided by several major real estate development incentives: high occupancies and escalating room rates, readily available debt and equity financing, and unique income tax benefits designed to stimulate the national economy out of a recession.

During the early 1980s, trends were generally favorable for new hotel development. Although the recession caused a decline in lodging demand, many markets showed relatively high occupancy levels. Room rates were usually able to keep up with inflation, and the travel industry was expected to boom as a result of a recovering economy. Franchise sellers signed up new prospects aggressively, using product segmentation to justify the saturation of a market with a common brand.

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Financing was readily available from the savings and loan industry. Following deregulation, these banks were permitted to lend on commercial real estate, such as hotels. Although savings and loans had experience in making loans on single-family homes, few had expertise with commercial properties, and fewer still with hotels. The result was almost identical to the real estate investment trust fiasco the decade before: loan underwriting and administration were inept and sometimes nonexistent, the number of loans made seemed more important than the quality of the real estate and the integrity of the borrower, and short-term funds were often used to finance long-term mortgages. In the early 1990s, the industry suffered the consequences of this lending spree: most major hotel markets became severely overbuilt and many savings and loans went out of business.

Another factor contributing to hotel development in the 1980s was the very favorable treatment provided by income tax regulations. By carefully structuring hotel syndications to take advantage of all available tax benefits, investors could virtually recoup their total cash outlay in the first year and reap additional benefits in the future regardless of the economic success of the underlying asset. Because there was little incentive to justify a transaction's economics (i.e., cash flow and reversionary benefits), a number of syndicators overpaid for hotel properties, took out usurious fees, and overloaded their hotels with debt.

A change in the tax law in the mid-1980s eliminated many of the benefits associated with hotels, but the overbuilding in most markets was either in progress or had already taken place. By the end of the 1980s, the abuses of the savings and loans had become apparent, but it was too late to reverse the overbuilding. Between 1985 and 1990, approximately 556,000 rooms were added to the U.S. hotel supply.

The national economy entered another recession in 1990, and this factor (coupled with overbuilding and the Persian Gulf War in 1991) caused the national hotel occupancy rate to bottom out at 60.9%. In some markets, hotel occupancies were as low as 35%. This supply and demand imbalance was almost identical to the situation in the 1970s that led to numerous hotel failures. As in the REIT days, the number of non-performing loans reached record levels, and lenders moved to a work-out mode of operation in order to foreclose and restructure their hotel investments. Many of the savings and loans were taken over by the government and their hotel assets were sold at auction.

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According to the American Council of Life Insurance, which represents major life insurance companies, the number of delinquent hotel loans and the number of hotel loans in foreclosure peaked in 1991. This trend is undergoing a reversal as the U.S. lodging industry begins to recover. Loan restructuring was an attractive alternative to foreclosure during this period, and the number of loans in good standing with restructured terms almost doubled.

By 1993, new hotel construction had declined significantly. Lenders, trying to get out from under problematic hotel portfolios, curtailed all real estate lending and would not even consider hotels. The tax benefits associated with lodging facilities had been reduced significantly, and passive investors left the hospitality market entirely.

The slowdown in the growth of supply had a beneficial impact on occupancy levels, which started to recover in 1992. Improved occupancies are expected to continue through the late 1990s as increases in lodging demand outpace growth in supply.

Beginning in 1991, many lenders and the Resolution Trust Corporation (RTC) sold their oldest and least desirable hotels at liquidation prices. Because virtually no third-party financing was available, most lenders were forced to take back purchase-money mortgages at favorable terms in order to sell these properties without suffering massive write-downs. The newer and more desirable hotels were not put on the market, because their lenders/owners were waiting for values to recover. This course of action significantly reduced the number of transactions involving good-quality lodging facilities. The following table shows the volume of hotel transactions exceeding $10,000,000 between 1990 and 1995.

================================================================================
Table 5-1 Summary of Major Hotel Transactions
--------------------------------------------------------------------------------

Year                           1990     1991     1992     1993     1994     1995
--------------------------------------------------------------------------------

Number of Transactions          130       54       67       52       92      104
Number of Rooms              40,543   16,427   25,187   19,935   33,503   36,951
Average Price Per Room     $136,000  $91,000  $85,000  $79,000  $80,000  $83,000

                           Source: HVS International

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In 1991, there were only 54 major hotel sales recorded. This number increased to 67 in 1992 and declined to 52 in 1993, then rose dramatically in

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                                         Affecting the U.S. Lodging Industry
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1994 and 1995. During the low-volume years, many sellers remained on the sidelines waiting for values to increase before placing their properties on the market. The jump in 1994 is attributable to a number of factors, including the greater availability of mortgage funds, a return of institutional investors to the market, and a resurgence of investor interest in lodging facilities.

The profile of typical hotel buyers has changed somewhat. During the mid-1980s, when tax-driven syndication's were popular, many hotels were purchased by passive investors who hired management companies to operate their properties. These owners had little involvement in day-to-day management decisions, which occasionally led to poor management and financial losses. Today, most buyers of major hotels are owner-operators who bring with them both the acquisition funds (usually from a joint venture partner) and management expertise. We also note that real estate investment trusts (REITs) and public hotel companies (C-Corps) are actively acquiring hotels using funds from public equity stock offerings.

The supply of new hotel rooms is expected to increase slowly during the next several years. Lenders are beginning to return to the market, and are making some hotel loans based on conservative criteria. Initially, mortgage funds were available mainly to the budget and economy lodging sectors, for the purpose of refinancing existing properties or assisting buyers in acquisitions. Now, a number of lenders are willing to finance new construction for these small, low-end properties. Although financing is also becoming available for the acquisition of large, full-service hotels, very little has been allocated for new construction. At present, active hotel lenders are not necessarily traditional banks and insurance companies, but may include credit companies and Wall Street securities firms.

A number of hotel owners and developers are now constructing budget and economy hotels; a few are planning more upscale, full-service properties. Most lenders are taking a conservative approach to new hotel loans, which should limit new development to those projects that demonstrate true economic feasibility. As a result, severe short-term overbuilding is unlikely.

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Room Rates

The supply and demand relationship has a direct impact on hotel occupancies and an indirect influence on room rate growth. Between 1978 and 1995, hotel room rates increased at an average annual compounded rate of almost 6%. Significant rate growth was recorded during the late 1970s and early 1980s as a result of strong occupancies (70%'s) coupled with a high monetary inflation rate (14%). In recent years, room rate growth slowed as a result of low occupancies and a drop in inflation.

Hotel room rates generally increase faster than the Consumer Price Index (CPI) when occupancies are strong or moving upward. When occupancies are low or declining, room rate growth tends to lag behind the CPI; in some cases, rates may remain flat or actually drop. The following table compares the historical and projected annual increase in hotel room rates in the United States to the change in the national CPI.

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Table 5-2  Percent Change in Average Room Rates Versus CPI - U.S. Hotels
--------------------------------------------------------------------------------

                               Consumer Price
            Hotel Room Rate        Index               Hotel
Year        Percent Change     Percent Change        Occupancy
------------------------------------------------------------------

1973              4.2%                6.2%             70.2%
1974              7.6                11.0              64.0
1975              7.3                 9.1              63.7
1976              8.2                 5.7              65.8
1977              8.1                 6.5              67.3
1978             14.0                 7.7              69.2
1979             17.0                11.3              71.9
1980             15.2                13.5              70.6
1981             10.0                10.3              67.9
1982              6.5                 6.2              66.7
1983              5.1                 3.2              64.4
1984              6.9                 4.3              64.0
1985              4.6                 3.6              63.1
1986              3.2                 1.9              62.5
1987              3.6                 3.6              61.9
1988              3.6                 4.1              62.3
1989              3.5                 4.8              63.2
1990              3.0                 5.4              62.4
1991              0.6                 4.2              60.9
1992              1.4                 3.0              62.1
1993              2.8                 3.0              63.1
1994              5.2                 2.6              64.7
1995              4.8                 2.8              65.5
1996*             5.0                 3.0              66.0
1997*             5.5                 3.5              67.0
1998*             6.0                 4.0              68.0
1999*             5.5                 4.0              68.0

               Sources: Smith Travel Research & HVS International
                                  * Projected

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This table shows two periods when hotel room rate growth failed to keep pace with the CPI. From 1973 to 1975, the hotel industry was suffering from overbuilding related to real estate investment trusts, a recession, and a downturn in travel caused by the oil embargo. The second period of slow room rate growth occurred between 1988 and 1993, when the industry was again affected by overbuilding and a weak economy. The table illustrates that during periods of prosperity, room rates are a good hedge against inflation; this was true even when the CPI increased at double-digit levels.

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The projections indicate a strong recovery of room rates as the relationship between supply and demand becomes more favorable. Growth is expected to peak in 1998 at 6%, which is significantly higher than the projected gain in the CPI. This may appear high, but a similar trend occurred in 1978, when room rates rose 14.0% and the CPI increased by only 7.7%.

Hotels are unique because their room rates can be adjusted at any time. Unlike office space, where rents are typically negotiated for a five-year period, hotel operators are free to base rates on occupancy trends. Using sophisticated yield management programs, modern lodging facilities can ride the demand curve and maximize room rates whenever the market permits. As a result, hotels generally offer significant upside potential during periods of economic prosperity.

If lodging facilities can increase room rates faster than the CPI and still maintain occupancies, bottom-line profits usually escalate. If they can raise room rates and occupancy at the same time, profits will grow significantly. The opposite occurs when room rates fail to keep pace with inflation. Because market value is basically a multiple of bottom-line profits, changes caused by fluctuations in occupancy and average rate have a direct impact on value.

Rooms Revenue per Available Room (RevPAR)

The ability of a hotel to maximize its occupancy and room rate is measured in terms of rooms revenue per available room (RevPAR), which is the product of occupancy and average rate. Between 1978 and 1995, RevPAR in the U.S. lodging industry increased at an average annual compounded rate of approximately 5%. As in the case of average rate, most of the increase occurred during the late 1970s, when occupancies escalated rapidly. The only decline in RevPAR occurred in 1991.

Trends in Hotel Sales

HVS International constantly monitors hotel markets in order to collect information on sales of lodging facilities. This comprehensive database is known as the Hospitality Market Data Exchange (HMDE). The HMDE includes more than 90% of all hotel sales that took place during this period.

The HMDE data shows that the number of transactions peaked at 726 in 1986. This strong activity is largely attributable to pending changes in the tax laws, which made it less favorable to own hotels. It is also possible that forward-thinking investors noted the substantial overbuilding and declining economy and decided to bail out at that time. In 1987 and 1990, the

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average sales price per room peaked at $75,000. This was more than twice the 1981 average of $36,000.

Following the 1990 peak, hotel prices fell rapidly as occupancies and profits were eroded by the massive number of hotel rooms entering the market. By 1991, the year of the Persian Gulf War, sales prices had fallen to $38,000 per room. Even the highest price per room declined from the record $1,195,652 (for the sale of the Bel Aire Hotel) to $251,816 in 1992. The market hit bottom in 1993 when the average sales price dropped to $36,000 per room. Prices recovered rapidly in 1994 and 1995 as investors became interested in hotels again and more full-service properties were put on the market. In 1995, the average sales price was $61,000 per room.

The figures presented in the HMDE represent actual sales prices; no attempt was made to adjust for factors such as favorable or unfavorable financing, forced or liquidation sales, bankruptcy sales, foreclosures, and so forth. As a result, the average price per room does not necessarily reflect market value, which assumes a willing buyer and a willing seller. Many of the transactions that took place during the early 1990s involved unwilling sellers - usually lenders who were forced to liquidate hotel portfolios quickly at prices that were below market levels. Most hotel experts agree that a recovery is underway, and they recommend that owners hold their properties until more favorable conditions prevail.

Trends in Hotel Values

A more meaningful indicator of trends in hotel value is the Hotel Valuation Index (HVI), developed by HVS International. This index tracks changes in hotel values in 23 major markets and the nation as a whole. It is developed through an income approach, using market area data provided by Smith Travel Research and operational and capitalization rate information from HVS International, and is indexed to the 1986 U.S.A. value (1.0000). The following table sets forth the HVI from 1986 to 1995.

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Table 5-3  Hotel Valuation Index per Room
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                                                 Valuation Index Per Room

                    1986       1987        1988        1989     1990      1991      1992      1993       1994      1995
                 -------------------------------------------------------------------------------------------------------
Honolulu           3.3571     4.0357      4.6964     5.2857    5.3214    4.7857    4.9286    4.2857     4.3929    5.6071
New Orleans        1.5357     1.7500      2.2857     2.3929    2.5000    2.6071    3.2857    3.2500     3.8929    4.4286
New York           3.5714     4.1071      4.6429     4.5357    3.9286    3.0357    2.5714    2.5714     3.1429    4.1071
San Francisco      2.5000     3.0893      3.2500     3.0714    2.9286    2.5714    2.5714    2.9643     3.2143    4.0000
Phoenix            1.2143     1.0714      1.1786     1.5357    1.4286    1.2500    1.5000    1.9643     2.3571    3.2143
San Diego          2.8571     2.3571      2.5714     2.6786    2.3929    2.5357    2.5357    2.2143     2.3571    3.0357
Miami              1.4286     1.6071      1.7321     2.1429    2.1786    2.2500    2.5714    2.7857     2.3214    2.9286
Washington, DC     2.1786     2.1786      2.4464     2.6071    2.2500    1.8571    2.0357    2.5000     2.3929    2.8929
Atlanta            1.0714     1.0179      1.0536     1.0357    1.1429    1.1250    1.2857    1.7857     2.1429    2.6786
Minneapolis        0.7321     0.6964      0.7143     0.7143    0.7857    1.0000    1.2857    1.5714     1.8214    2.1786
Chicago            1.4643     1.5000      1.5714     1.5000    1.4286    1.2143    1.2500    1.5000     1.8571    2.1786
Boston             2.3571     2.7143      2.6071     2.1429    1.8214    1.2500    1.3036    1.3214     1.6071    2.1071
Fort Lauderdale    1.4643     1.2679      1.3214     1.4286    1.4821    1.3571    1.7143    1.8929     1.6071    1.9286
Orlando            1.5000     1.6429      1.9286     2.5000    2.5357    1.8929    2.0714    1.7857     1.6071    1.8929
Denver             0.5357     0.4464      0.4643     0.4821    0.7857    0.9268    1.0357    1.3214     1.5000    1.8571
Dallas             0.5536     0.6250      0.6607     0.7321    0.7857    0.7143    0.9643    1.0357     1.3214    1.7143
USA                1.0000     0.9464      1.0536     1.1250    1.0714    0.9214    0.9929    1.1429     1.3214    1.6071
Los Angeles        2.1071     2.2857      2.3929     2.4643    2.1786    1.5714    1.0714    0.9643     1.1964    1.5000
Tampa              0.8393     0.7679      0.8571     1.1429    1.2857    1.0357    1.0714    1.0357     1.1071    1.3214
Anaheim            1.7679     1.7321      1.7500     1.8571    1.6071    1.2857    0.9642    0.9464     0.8393    1.2500
Houston            0.3571     0.4286      0.6964     0.7857    1.1071    1.1607    1.1429    1.0357     1.0000    1.1786
Philadelphia       1.4643     1.5357      1.4286     1.3214    1.0714    0.6786    0.5714    0.6071     0.7500    1.0714
Norfolk            1.1786     1.0536      0.9286     0.7857    0.6429    0.5357    0.6071    0.6429     0.7500    0.9643
Riverside          0.9643     1.2143      1.5714     1.7143    1.4643    1.2500    0.7857    0.5357     0.4286    0.5357

                           Source: HVS International

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The HVI can be used to show the value change in a particular market over time or to show the relative difference in hotel values in various cities. The following table shows the annual change in hotel values in 23 major markets and the United States as a whole.

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Table 5-4  Percent Change in the Hotel Valuation Index
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                              Annual Percent Change

                   '86-87   '87-88  '88-'89   '89-'90  '90-'91  '91-'92  '92-'93   93-'94  '94-'95  '86-'95
-----------------------------------------------------------------------------------------------------------
Honolulu             20 %     16 %     13 %       1 %    -10 %      3 %    -13 %       3 %     28 %     67 %
New Orleans          14       31        5         4        4       26       -1        20       14      188
New York             15       13       -2       -13      -23      -15        0        22       31       15
San Francisco        24        5       -5        -5      -12        0       15         8       24       60
Phoenix             -12       10       30        -7      -13       20       31        20       36      165
San Diego           -18        9        4       -11        6        0      -13         6       29        6
Miami                12        8       24         2        3       14        8       -17       26      105
Washington, DC        0       12        7       -14      -17       10       23        -4       21       33
Atlanta              -5        4       -2        10       -2       14       39        20       25      150
Minneapolis          -5        3        0        10       27       29       22        16       20      198
Chicago               2        5       -5        -5      -15        3       20        24       17       49
Boston               15       -4      -18       -15      -31        4        1        22       31      -11
Fort Lauderdale     -13        4        8         4       -8       26       10       -15       20       32
Orlando              10       17       30         1      -25        9      -14       -10       18       26
Denver              -17        4        4        63       18       12       28        14       24      247
Dallas               13        6       11         7       -9       35        7        28       30      210
USA                  -5       11        7        -5      -14        8       15        16       22       61
Los Angeles           8        5        3       -12      -28      -32      -10        24       25      -29
Tampa                -9       12       33        12      -19        3       -3         7       19       57
Anaheim              -2        1        6       -13      -20      -25       -2       -11       49      -29
Houston              20       62       13        41        5       -2       -9        -3       18      230
Philadelphia          5       -7       -8       -19      -37      -16        6        24       43      -27
Norfolk             -11      -12      -15       -18      -17       13        6        17       29      -18
Riverside            26       29        9       -15      -15      -37      -32       -20       25      -44

                           Source: HVS International

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On a national basis, hotel values rose in 1988 and 1989, then declined in 1990 and dropped by 14% in 1991. A turnaround commenced in 1992, when values increased by 8%; still greater increases of 15% in 1993, 16% in 1994, and 22% in 1995 signaled that a recovery was well underway. In the case of the individual cities, it is obvious that the movement in national hotel values has been offset somewhat by trends in local markets. Between 1986 and 1995, Riverside hotels lost more than 40% of their value, while San Francisco showed a 60% increase. Anaheim, Los Angeles, and Philadelphia also suffered significant drops.

Future Trends

Most hotel owners, operators and lenders agree that the U.S. lodging industry has emerged from one of the worst periods since the Depression of 1929. Today, there are many indications that signal a strong recovery is underway, and most hotels have experienced a dramatic rise in profitability. Conversely, the hotel industry remains cyclical, and there are long-term trends and risk factors that could have an unfavorable impact on the operating results and investment potential of lodging facilities. The following

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list summarizes the positive and negative factors that are likely to influence the U.S. lodging industry in coming years.

o No significant amount of new hotel development is likely to occur during the next three to five years. Lenders stopped financing new hotels in the early 1990s because of the high rate of loan defaults, and they are only now starting to make construction loans. Although mortgage funds are available to refinance existing properties and construction loans are being made for economy hotels, mortgages for new hotels in the mid-rate, first-class, and luxury categories are still difficult to secure. This lack of financing is major barrier to entry, and will prevent a number of proposed projects from moving forward. With only a slow increase in supply, hotel occupancies should rebound as fast as the growth in demand permits.

o An additional barrier to entry is the current discrepancy between market values and replacement costs for first-class and luxury hotels. In today's market, many upscale hotels are still selling for prices that are below what it would cost to develop a comparable hotel. As a result, there is little justification for building a new hotel when a similar, existing facility is available for sale at some fraction of the cost. Until the gap between market value and replacement cost narrows, there will be minimal new hotel construction in the upper-tier segments. The market values and replacement costs of budget and economy hotels have been in equilibrium for several years which is another reason why new development is proceeding in these segments.

o The U.S. economy continues to improve, which suggests that more people are traveling. Many people curtailed their travel plans during the recent recession, and there is likely to be pent-up demand that will be released as consumer confidence escalates.

o Minimal additions to the hotel supply coupled with growth in demand should result in further improvement in occupancies during the next several years.

o As shown by the historical data, hotel room rates rise rapidly as occupancies escalate. The most frequent complaint that owners and operators had during the recent recession was their inability to achieve average rate gains. Starting in 1994, gains in hotel room rates returned to levels in excess of inflation, foreshadowing enhanced profitability. In real dollars, hotel room rates are expected to return to 1988 levels by 1998. This

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      is a good indication that hotel values will return to record levels in the next two to four years.

o The low cost of capital is another factor that tends to enhance value. Because capitalization rates are tied directly to the price of capital, the lower the cost, the lower the cap rate and the higher the value. The cost of hotel debt capital averaged 10.5% in 1990. Today, similar financing is available at 8.5% to 9.5%. Recent hotel sales support the downward trend in capitalization rates.

o Government regulations are becoming increasingly expensive for the U.S. hotel industry. A national health care policy could force small operators to provide better benefits for many more employees, particularly the part-time workers who are used extensively by hotels and restaurants. Environmental laws are becoming stricter and will require hotels to implement recycling, reuse, and conservation procedures. Congress has limited deductions for meals and entertainment expenses, which increases the cost of doing business in hotels and restaurants. Local municipalities use hotel rooms taxes as a source of revenue for general use, and the hotel rooms tax is so high in some areas that it has driven away demand. This is particularly true with respect to meetings and conventions, which can be held in cities that tax accommodations at a lower rate.

o Improved technology is rapidly changing the way business is conducted. During the next decade, advances such as video communication, enhanced data transfer, and faster transportation are expected to limit the need for face-to-face meetings and shorten the time that executives are away from their offices. Commercial hotels are bound to be influenced by this trend.

Conclusion

Interest in hotel acquisition has increased significantly during the past several years. Buyers have concluded that future earnings trends are likely to be favorable, and the risks posed by overbuilding or an economic downturn are small. Some sellers are holding their properties until prices reach a higher level. Consequently, we believe there is pent-up desire to sell once prices begin to approach levels that allow the existing (or restructured) debt to be paid off.

The fact that numerous buyers are chasing very few acquisition opportunities has had a favorable impact on recent sales prices. For buyers to be successful in this highly competitive market, their projected operating results

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must take into account at least a portion of any upside created from improved performance, particularly if the improvement can be readily achieved through management efficiencies. Capitalization rates based on historical operating income have fallen during the past several years. Hotel buyers in today's market must be aggressive in all of their acquisition assumptions. As a result, hotel values in some parts of the country are approaching the levels registered during the mid-1980s, and a full recovery is expected to occur in the next two to four years.

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6.    Lodging Market Supply and Demand Analysis

MARKET FOR TRANSIENT ACCOMMODATIONS

The market for transient accommodations is an all-encompassing term referring to the many types of travelers who use lodging facilities in a given area. These travelers represent the market's accommodated room night demand. This section will begin with an analysis of historical demand trends to determine what changes have occurred; the historical number of competitive hotel rooms will then be estimated to evaluate local supply trends. Areawide occupancy levels can be calculated based on the number of hotel rooms available in the market and the demand for lodging accommodations. The total hotel room night demand will be divided into individual market segments to allow us to forecast growth rates based on the economic and demographic data set forth earlier in this report.

Historical Supply and Demand Data

Smith Travel Research (STR) has compiled historical supply and demand data for the subject property and its competitors. This information is presented in the following table, along with the marketwide occupancy, average rate, and rooms revenue per available room (RevPAR). RevPAR is calculated by multiplying occupancy by average rate, and provides an indication of how well rooms revenue is being maximized.

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Table 6-1  Historical Room Supply and Demand Trends (STR)
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                                                                                                            Year to Date
                                                                                                         -----------------

                           1989      1990         1991        1992        1993        1994        1995      1995      1996
----------------------------------------------------------------------------------------------------------------------------
Number of Rooms           1,537     1,855        1,884       1,884       1,884       1,884       1,884     1,884     1,884
Annual Guestroom Supply 561,005   676,903      687,660     687,660     687,660     687,660     687,660   457,812   457,812
Percent Change               --      20.7%         1.6%        0.0%        0.0%        0.0%        0.0%       --       0.0%

Room Night Demand       399,997   411,557      409,158     429,100     446,979     475,173     479,299   315,432   325,047
Percent Change               --       2.9%        (0.6)%       4.9%        4.2%        6.3%        0.9%       --       3.0%

Occupancy                  71.3%     60.8%        59.5%       62.4%       65.0%       69.1%       69.7%     68.9%     71.0%
Percent Change               --      (14.7)%      (2.1)%       4.9%        4.2%        6.3%        0.9%       --       3.0%

Average Rate           $  81.07  $   78.57    $  71.27    $  68.47    $  67.25    $  69.67    $  74.60    $72.47  $  80.73
Percent Change               --       (3.1)%      (9.3)%      (3.9)%      (1.8)%       3.6%        7.1%       --      11.4%

RevPAR                 $  57.80  $   47.77    $  42.41    $  42.73    $  43.71   $   48.14    $  52.00    $49.93  $  57.32
Percent Change               --      (17.4)%     (11.2)%       0.8%        2.3%       10.1%        8.0%       --      14.8%

                           Average Annual     Average Annual
                         Compounded Growth  Compounded Growth
                           1989 - 1995         1992 - 1995
-------------------------------------------------------------
Number of Rooms
Annual Guestroom Supply
Percent Change                  3.5%             0.0%

Room Night Demand
Percent Change                  3.1%             3.8%

Occupancy
Percent Change                 -0.4%             3.8%

Average Rate
Percent Change                 -1.4%             2.9%

RevPAR
Percent Change                 -1.7%             6.8%

           The 347-room Crowne Plaza Hotel opened in February of 1990
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It is important to note some limitations of the STR data. Hotels are occasionally added to or removed from the sample, and not every property reports data in a consistent and timely manner; these factors can influence the overall quality of the information by skewing the results. These inconsistencies may also cause the STR data to differ from the results of our competitive survey. Nonetheless, we find that hotel buyers often rely on STR statistics, and thus they are considered relevant to this study.

As indicated in the preceding table, room supply in the market area has remained relatively stable in recent years. The only change to the room supply occurred in 1990, when the 347-room Crowne Plaza opened. Because the Crowne Plaza opened in February of 1990, an addition to the room supply of 318 rooms was reflected in 1990, while the total 347 rooms was reflected in 1991. These additions equated to increases in room supply of 20.7% and 1.6% in 1990 and 1991, respectively.

With the exception of 1991, room night demand has shown increases in each year since 1989. The 0.6% decrease in room demand in 1991 can be attributed to the nationwide recession that occurred in that year as well as the Persian Gulf War, both of which adversely affected travel. The market recovered in 1992, when demand climbed by 4.9%, and continued to show growth in 1993 and 1994, when demand increased by 4.2% and 6.3%, respectively. Although growth in demand slowed to 0.9% in 1995, year-to-date data through August, 1996 indicates an increase in demand of 3.0%. Between 1989 and 1995, room night demand increased by an average annual compounded rate of 3.1%.

Although growth in demand has resulted in corresponding growth in occupancy since 1992 (as a result of stable room supply), demand and supply dynamics adversely impacted occupancy in 1990 and 1991. When the Crowne Plaza Hotel opened in 1990, demand did not grow sufficiently to absorb the expansion in room supply. As supply increased by 20.7%, demand only grew by 2.9%, resulting in a severe decline in market occupancy of 14.7%. In 1991, occupancy decreased by 2.1% due to an 1.6% increase in room supply and a 0.6% decrease in room night demand. Despite growth in demand in 1990 and in each year since 1992, the market has not yet fully absorbed the addition of the Crowne Plaza Hotel, as indicated by the 1995 market occupancy of 69.7%, which lags behind the 1989 occupancy level of 71.3%. The overall drop in occupancy from 71.3% in 1989 to 69.7% in 1995 represents an average annual compounded decline of 0.4%. With year-to-

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date 1996 data indicating a 3.0% increase in demand, occupancy appears to be climbing near the 1989 occupancy level.

In response to the opening of the Crowne Plaza and the resulting decline in occupancy, as well as the recession that occurred in 1991, hotels in the market lowered rates in an effort to gain a competitive advantage and thus boost occupancy. Average rate in the market declined in each year between 1990 and 1993, with the greatest decrease occurring in 1991, when average rate decreased by 9.3%. As occupancy neared the 70% level in 1994 and 1995, average rate increased by 3.6% and 7.1%, respectively. Year-to-date data indicates an 11.4% average rate increase over the same period in 1995. Overall, average rate in the market declined at an average annual compounded rate of 1.4% from 1989 to 1995.

Our analysis of STR indicates that while the market suffered a severe downturn in the early 1990s - as a result of a dilution of demand from increased supply, the national recession, and the Gulf Crisis - the area lodging market has nearly recovered to 1989 levels. Room demand and occupancy demonstrated fairly strong growth between 1992 and 1995, with both increasing at an average annual compounded rate of 3.8%. Growth in average rate has followed demand and occupancy growth. While average rate increased at an average annual compounded rate of 2.9% from 1992 to 1995, the strongest growth has occurred since 1995, with average rate increasing 7.1% in 1995 and 11.4% for year-to-date August, 1996.

Demand Analysis Using Market Segmentation

For the purpose of demand analysis, the overall market is divided into individual segments based on the nature of travel. Although a market may have various segments, the three primary classifications occurring in most areas are commercial, meeting and group, and leisure.

Market segmentation is a useful procedure because individual classifications often exhibit unique characteristics in terms of growth potential, seasonality of demand, average length of stay, double occupancy, facility requirements, price sensitivity, and so forth. By quantifying the room night demand by market segment and analyzing the characteristics of each segment, the overall demand for transient accommodations can be projected. Lodging demand in the Woburn area is generated primarily by the following three market segments.

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                      Segment 1:   Commercial
                      Segment 2:   Meeting and Group
                      Segment 3:   Leisure

Based on our fieldwork, area analysis, and knowledge of the local lodging market, we estimate the 1996 distribution of accommodated hotel room night demand as follows.

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Table 6-2  1996 Accommodated Room Night Demand
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                              1996 Annual Room Night Demand (Rounded)
                   -------------------------------------------------------------
                                  Percentage                      Percentage
Market Segment     Market Wide     of Total    Subject Property    of Total
--------------------------------------------------------------------------------

Commercial           194,000          68%           16,000            58%
Meeting and Group     38,000          13             3,000            10
Leisure               54,000          19             9,000            32
                     -------         ----           ------           ---
  Total              285,000         100%           28,000           100%


--------------------------------------------------------------------------------

Commercial demand predominates in the local lodging market, accounting for approximately 68% of the 1996 room night demand. Leisure demand follows the commercial segment with a 19% share of room night demand, while meeting and group demand contributes a relatively strong 13% of the estimated 1996 total.

The subject property's demand segmentation differs from that of the market to some degree. Approximately 58% of the Howard Johnson's occupancy is derived from the commercial segment. The leisure segment comprises 32% of the subject property's demand, a share that is substantially higher than the market leisure demand segment, and roughly 10% of the subject property's demand is generated from the meeting and group segment. The subject property's relatively high percentage of leisure demand is partially attributable to several factors: its location next to a major interstate highway, its proximity to Boston, and the existence of whirlpool baths in 24 of its guestrooms.

Using the distribution of accommodated hotel demand as a starting point, we will analyze the characteristics of each market segment in an effort to determine future trends in room night demand.

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Commercial Segment

The commercial segment consists of individual businesspeople who are visiting various firms in the subject property's market. Commercial demand is strongest Monday through Thursday nights, declines significantly on Friday and Saturday, and increases somewhat on Sunday. The typical length of stay ranges from one to three days, and the rate of double occupancy is a low 1.2 to 1.3 people per room. Commercial demand is relatively constant throughout the year, although some declines are noticeable in late December and during other holiday periods.

In general, commercial travelers are not overly rate-sensitive, and will make use of a hotel's food and beverage outlets and recreational facilities. The commercial segment represents a highly desirable and lucrative market that provides a consistent level of demand at relatively high room rates.

Commercial demand in the subject property's market is generated by a wide variety of corporations, with the computer industry and other high-technology employers exhibiting some dominance. Many of the companies are located in the business parks situated along the Interstate 95 corridor and in the vicinity of the I-93/I-95 interchange. Firms that generate lodging demand in the area include Sybase, IBM, USA Today, AW Chesterton, Hewlett Packard, Lahey Hitchcock Clinic, McDonnell Douglas, and Motorola. The subject property is located in close proximity to Cummings and Unicorn business parks, which provide a strong commercial demand base. Also providing demand is Hanscom Air Force Base, which has increased its work force by roughly 300 people in recent years as a result of personnel transfers from closed federal bases. As previously noted, the area has suffered from the effects of defense cutbacks and the nationwide recession, which curtailed commercial activity in the area in the early 1990s. However, indications of a full economic recovery are evident with the proposed IndustryPlex business park development on Commerce Way and the low commercial vacancy rates in Woburn as indicated by city planning officials.

Based on the economic and demographic data presented earlier in the Market Area Analysis section, we estimate that commercial hotel demand in the Woburn market rose at rates ranging from 5% to 6% annually during the early 1980s, followed by a period of decline as a result of the dramatic downturns which affected the high-tech industries in the region. In conjunction with the recovery from the national recession of the early 1990s and slower growth in the local economy, commercial demand in the recent past has increased more moderately. As the national and international economy continue to improve and prominent local businesses increase

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their production and employment levels, commercial hotel demand is expected to grow steadily. Smith Travel Research estimates that total hotel demand in the competitive market rose by an average annual compounded rate of 3.8% between 1992 and 1995. We project that commercial demand (which comprises approximately 68% of the total market) will increase by 3% in 1997. Thereafter, we project continued commercial demand growth of 3% during 1998 and 1999 before stabilizing at 2% annually in subsequent years.

Meeting and Group Segment

The meeting and group market includes meetings, seminars, conventions, trade association shows, and similar gatherings of ten or more people. Peak convention demand typically occurs in the spring and fall. Because of vacations, the summer months represent the slowest period for this market segment; winter demand varies. The average length of stay for typical meetings and groups ranges from three to five days. Most commercial groups meet during the weekday period of Monday through Thursday, but associations and social groups will sometimes gather on weekends. Commercial groups tend to have a low double occupancy of 1.3 to 1.5 people per room, while social groups are likely to have double occupancy rates ranging from 1.5 to 1.9.

Meeting and group demand in Woburn is generated primarily by local businesses and includes functions such as training sessions, product announcements, meetings, and seminars. Most of these meetings are small, and range from 15 to 20 persons. Non-commercial groups such as civic associations and professional societies are a secondary source of meeting and group demand. Such meetings often range from 75 to 250 persons. Most of the meetings and group functions in Woburn are held at local hotels. Because the subject property offers only +/-4,400 square feet of meeting space, participation in this segment is inherently limited.

Meeting and group patronage is quite profitable for hotels. Although room rates are discounted for large groups, the property benefits from the use of meeting space and the revenues generated by in-house banquets and cocktail receptions. Facilities that are necessary to attract meetings and groups include function areas with adequate space for breakout, meals, and receptions; recreational amenities; and a sufficient number of guestrooms to house the attendees.

Future meeting and group demand is closely related to growth in the commercial segment. Because most meetings have either a direct or an indirect

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business purpose, the economic considerations that have an impact on commercial travel also affect meeting and group demand. The exception is non-commercial meetings, which are tied to the economic factors that influence leisure travel. It should be noted that meetings and similar events are booked in advance, and thus growth in this segment tends to lag slightly behind increases in commercial demand.

Historically, meeting and group demand in the Woburn area is estimated to have increased at a rate slower than the overall average annual compounded rate of 3.8% achieved by the market. In light of this information and the relevant economic and demographic trends, we estimate that meeting and group demand in the subject property's market area will increase by a stable rate of 2% annually.

Leisure Segment

The leisure market segment consists of individuals and families who are spending time in the area or passing through en route to other destinations. Their travel purposes may include sightseeing, recreation, visiting friends and relatives, or numerous other non-business activities. Leisure demand is strongest Friday and Saturday nights and all week during holiday periods and the summer months. These peak periods are negatively correlated with commercial visitation, underscoring the stabilizing effect of capturing weekend and summer tourist travel. The typical length of stay ranges from one to four days, depending on the destination and travel purpose, and the rate of double occupancy generally ranges from 1.8 to 2.5 people per room.

Leisure travelers tend to be the most price-sensitive segment in the lodging market. They often prefer low-rise accommodations where parking is convenient to the rooms, and they typically demand extensive recreational facilities and amenities. Ease of highway access and proximity to tourist attractions are important locational considerations. Leisure demand in the subject property's market is generated by travelers who stay in Woburn to visit local attractions or by travelers who are visiting Boston but select lodging accommodations in Woburn. These travelers are generally drawn to the Woburn market area by its proximity and ease of access to the many tourist attractions in the Boston area, together with the availability of significantly lower rates than those charged by hotels in the city itself.

Future leisure demand is related to the overall economic health of the nation. Trends showing changes in state and regional unemployment and disposable personal income often have a strong impact on non-commercial

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visitation. Traffic counts on nearby highways and attendance at local attractions can also form a basis for projections.

Although Middlesex County residents enjoy considerable disposable income, there are few leisure attractions in the subject property's immediate neighborhood. In addition, the ongoing construction at Logan Airport and on Boston's highways is anticipated to create traffic congestion and cause travel inconveniences; therefore, we do not anticipate significant growth in this segment. In light of these factors and the overall commercial orientation of the area, we estimate that future leisure demand will increase at a rate of 1% throughout the projection period.

Conclusion

The purpose of segmenting the lodging market is to define each major type of demand, identify customer characteristics, and estimate future growth trends. Starting with an analysis of the local area, three segments were defined as representing the subject property's lodging market. Various types of economic and demographic data were then evaluated to determine their propensity to reflect changes in hotel demand. Based on this procedure, we forecast the following average annual compounded market segment growth rates.

================================================================================
Table 6-3 Average Annual Compounded Market Segment Growth Rates
--------------------------------------------------------------------------------

                                       Annual Compounded Growth Rate
                          ------------------------------------------------------
                           1997     1998      1999      2000      2001      2002
--------------------------------------------------------------------------------

Commercial                 3.0%     3.0%      3.0%      2.0%      2.0%      2.0%
Meeting and Group          2.0      2.0       2.0       2.0       2.0       2.0
Leisure                    1.0      1.0       1.0       1.0       1.0       1.0

   Annual Average Growth   2.5%     2.5%      2.5%      1.8%      1.8%      1.8%


--------------------------------------------------------------------------------

These growth rates will be used in subsequent sections of this study to forecast changes in lodging demand.

COMPETITION

An integral component of the supply and demand relationship that has a direct impact on the availability of lodging demand is the current and anticipated supply of competitive lodging facilities. The suburban region of the greater Boston metropolitan area is served by a wide array of lodging facilities. In general, these hotel are situated near or within the larger concentration of office space and/or along the major highways which serve the

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region. The subject property is located along Interstate 93, approximately 1.5 miles south of Interstate 95. In this location, the subject Howard Johnson competes with other hotels situated along Interstates 95 and 93 for demand generated by the businesses located along these corridors.

We have identified five properties that are considered primarily competitive with the Howard Johnson. Including the subject property, these primary competitors total 816 rooms. Four additional lodging facilities are judged to be only secondarily competitive; although the facilities, rate structures, or market orientations of these hotels prevent their inclusion among the primarily competitive supply, they do compete with the subject property to some extent. The room count of each secondary competitor has been weighted to reflect the degree to which it competes with the Howard Johnson; the aggregate weighted room count of the secondary competitors is 296 rooms.

Primary Competitors

The following table summarizes the important operating characteristics of the primary competitors and the aggregate secondary competitors. This information was compiled from personal interviews, inspections, lodging directories, and our in-house library of operating data. The table also sets forth each property's penetration factors; penetration is the ratio between a specific hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, the property is performing better than the market as a whole; conversely, if the penetration is less than 100%, the hotel is performing at a level below the marketwide average.

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Table 6-4 Primary Competitors and Aggregate Secondary Competitors
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                                                                             Estimated 1996
                                                                           Market Segmentation           Estimated 1995
                                                                        ------------------------  ---------------------------
                             Number     Year     Meeting     Meeting            Meeting                     Average
Property/Location           of Rooms   Opened     Space    Space/Room   Comm.   & Group  Leisure  Occupancy   Rate    Rev PAR
-----------------------------------------------------------------------------------------------------------------------------
Subject Property
  1 Mack Road                  100      1972      4,431        44        58 %     10 %      32 %    68.6 %   $58.69   $40.26
Ramada Plaza Hotel
  15 Middlesex Canal Park      196      1974      5,328        27        50       35        15      60.0      51.00    30.60
Red Roof Inn
  19 Commerce Way              159      1974     Minimal       N/A       75        5        20      73.0      55.00    40.15
Suisse Chalet
  285 Mishawum Road            129      1984     Minimal       N/A       70       10        20      60.0      50.00    30.00
Comfort Inn
  315 Mishawum Road            100      1975     Minimal       N/A       70        5        25      68.0      56.00    38.08
Howard Johnson Burlington
  98 Middlesex Turnpike        132      1968     Minimal       N/A       75        5        20      69.0      69.00    47.61
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Sub-Totals and Averages        816                                       66 %     13 %      21 %    66.0 %   $56.37   $37.22

Secondary Competition          296                                       73 %     14 %      13 %    73.0 %   $91.13   $66.52

Totals/Averages               1112                                       68 %     13 %      19 %    67.9 %   $66.31   $45.00

                                                  Estimated 1996
                            ---------------------------------------------------------
                                        Average             Occupancy       Yield
Property/Location           Occupancy     Rate    Rev PAR   Penetration   Penetration
-------------------------------------------------------------------------------------
Subject Property
  1 Mack Road                 74.0 %     $65.00   $48.10       105.5 %        96.0 %
Ramada Plaza Hotel
  15 Middlesex Canal Park     61.0        62.00    37.82        86.9          75.5
Red Roof Inn
  19 Commerce Way             75.0        52.00    39.00       106.9          77.8
Suisse Chalet
  285 Mishawum Road           63.0        51.00    32.13        89.8          64.1
Comfort Inn
  315 Mishawum Road           67.0        57.00    38.19        95.5          76.2
Howard Johnson Burlington
  98 Middlesex Turnpike       69.0        75.00    51.75        98.3         103.2

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Sub-Totals and Averages       67.7 %     $60.16   $40.71        96.4 %        81.2 %

Secondary Competition         77.0 %     $98.74   $76.03       109.7 %       151.7 %

Totals/Averages               70.2 %     $71.44   $50.12       100.0 %       100.0 %

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                COMPETITION MAP

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Our survey of the primarily competitive hotels in the Woburn market shows a representation of nationally recognized, franchised lodging chains. These properties range in size from 100 to 196 rooms, and their ages range from 12 to 28 years old. The market demand has a commercial orientation; in 1996, this segment is estimated to contribute 66% of the overall occupancy. The leisure segment comprised 21% of the total, followed by the meeting and group segment (at 13%). In 1996, the primary competitors achieved an overall occupancy of 67.7% at an average rate of $60.16, yielding RevPAR of $40.71.

The subject property outperforms the market in terms of occupancy, average rate, and RevPAR, placing second among the primary competitive set in each category. The Red Roof Inn generates the greatest occupancy, with an estimated 1996 occupancy of 75% and an occupancy penetration of 106.9%, followed by the subject property at 74% and 105.5%, respectively. The Howard Johnson Burlington leads the primary competitive set in terms of average rate (1996 average rate of $75), due to its highly favorable location on Interstate 95, which allows the property to capture more commercial demand. The subject property places second with a 1996 average rate of $65. As a result of its strong average rate, the Howard Johnson Burlington outperforms the competitive set in terms of RevPAR, as indicated by its yield penetration of 103.2. The Suisse Chalet is the poorest performer in the market; this property's low occupancy and average rate can be attributed to its less-recognized brand name and its greater distance from an I-95 exit in comparison to its competitors.

Each primary competitor was inspected and evaluated. Descriptions of our findings are presented below.

Ramada Plaza Hotel

The Ramada Plaza Hotel, a full-service hotel located off Interstate 95, was purchased by Ashford Financial Corporation in October of 1994 as a Ramada Inn. Reportedly, at the time of the sale, the hotel was in poor condition. The property underwent renovations in 1995, including upgrades to the guestrooms, lobby, and public space, and was recently upgraded to a Ramada Plaza Hotel. Currently managed by Remington Employers Corporation, the property's facilities include 196 rooms, a restaurant, a lounge, over 5,300 square feet of meeting space, an indoor heated swimming pool, and health facilities. It should be noted that the Ramada Plaza Hotel is presently owned and managed by the same entities as the subject property.

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Located approximately two miles northwest of the subject property, the Ramada Plaza Hotel features fair visibility from northbound Interstate 95 due to the low-rise nature of the property; the property is not visible from southbound I-95. In terms of occupancy and average rate, the property has improved since the renovations, but is still underperforming in comparison to its competitors. The 1996 occupancy and average rate is estimated to be 61% and $62. The Ramada Inn derives approximately 50% of its room night demand from commercial business, 35% from the meeting and group segment, and 15% from leisure travelers.

Red Roof Inn Woburn

The Red Roof Inn is strategically located near the intersection of Interstates 93 and 95, less than two miles north of the subject property. Formerly a Days Inn, the property was acquired by Red Roof, Inc. in November of 1995. The new owner subsequently renovated the property, including the removal of the restaurant and meeting and banquet space, the refurbishing of the guestrooms, and the upgrading of the exterior. The property features 159 guestrooms, one meeting room with a maximum capacity of 25 people, and an indoor, heated swimming pool. The adjacent land where the former restaurant and function space were situated is being leased to a national restaurant company which is currently constructing On the Border, a restaurant that will feature Mexican cuisine.

Although management representatives report a loss of some corporate contract business as a result of the conversion from a Days Inn to a Red Roof Inn, the property is expected to maintain its leading occupancy position in the primary competitive set of hotels. Although visibility of the property from Interstate 95 is poor, access to the property is favorable due to its close proximity to the interstate exit. We estimate the property's occupancy to be 75% and its average rate to be $52 for 1996. In addition, we estimate that the property derives 75% of its demand from the commercial segment, followed by 20% from the leisure segment, and 5% from the meeting and group segment.

Suisse Chalet Woburn

The Suisse Chalet is owned by Telahc Properties L.P. and managed by Suisse Chalet International, Inc. Like the Red Roof Inn, this property is located near the I-93/I-95 interchange. In addition, this property is situated in close proximity to the Logan Airport Bus Terminal and the Boston commuter train station. According to management representatives, the hotel underwent a $400,000 renovation of the guestrooms and hallways in 1994 and a $30,000 upgrading of its lobby in 1995. As a result, the facilities are

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comparable to those found in the competitive hotels. The facilities at the Suisse Chalet include 129 guestrooms and an outdoor swimming pool.

Visibility of the Suisse Chalet from Interstate 95 is excellent, however, access to the property is less favorable than the Red Roof Inn and the Comfort Inn, both of which are situated closer to the interstate exit. The 1996 occupancy and average rate is estimated to be 63% and $51, respectively. We estimate that 70% of the property's demand is generated from the commercial segment, 10% from the meeting and group segment, and 20% from leisure travelers.

Comfort Inn Woburn

The Comfort Inn is located across from the Red Roof Inn, in close proximity to the Suisse Chalet. The leasehold interest of the property was sold to Innkeepers, Inc. in August of 1996 from 128 Motel Corp. The property is scheduled to be converted to a Hampton Inn and will close in November, 1996 for approximately eight months for renovations. Facilities at the Comfort Inn include 100 rooms, a restaurant, and a lounge. Visibility of the property is excellent from I-95 and access is highly favorable.

With the planned renovations and the reflagging of the property to a Hampton Inn (a strong, highly recognized brand), the property should be able to improve its position in the market. The property's 1996 occupancy and average rate are estimated to be 67% and $57, respectively. We estimate that the property derives 70% of its room night demand from commercial travelers, 25% from leisure demand, and 5% from group and meeting attendees.

Howard Johnson Burlington

The Howard Johnson Burlington is located on Middlesex Turnpike, opposite the Burlington Mall in the City of Burlington, approximately six miles west of the subject property. The property is owned and managed by the Crystal Group and features 132 guestrooms, a restaurant, a lounge, a swimming pool, and a fitness room. Although the property is the oldest of the primary competitive set, continual maintenance and upgrading of the guestrooms has allowed the property to remain highly competitive. The current franchise agreement expires within two years and management representatives report that it has not been decided whether the Howard Johnson brand will be retained. Although this property ranks as one of the top performing Howard Johnsons in the country, ownership and management are concerned about the brand's reputation and appeal, especially with young corporate professionals. Reportedly, HFS has offered the

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property interest-free financing for funds to completely renovate the property's interior and exterior.

Visibility of the Howard Johnson from Middlesex Turnpike is excellent because the property is situated on a slope above the grade of the road. We estimate the property's occupancy and average rate to be 69% and $75, respectively, in 1996. The property's demand segmentation consists of 75% commercial demand, 20% leisure, and 5% meeting and group demand.

Secondary Competitors

The subject property's secondary competitors consist of four hotel properties, all of which feature higher room rate structures and more extensive amenities. One of the properties is the 120-room Courtyard by Marriott, which is situated just west of the Suisse Chalet and targets higher end corporate travelers. Three of the secondarily competitive properties are full-service hotels, consisting of the 345-room Crowne Plaza Hotel located approximately one mile north of the subject property along Interstate 93, the 419-room Marriott Burlington situated near I-95 less than one mile east of the Howard Johnson Burlington, and the 180-room Wyndham Garden Hotel located just southeast of the I-95 Middlesex Turnpike intersection.

The three full-service properties are considered to be 25% competitive, while the Courtyard is considered to be 50% competitive with the subject property. The secondary competitors are estimated to capture 73% of their demand from the business travelers, 14% from meeting and group attendees, and 13% from leisure travelers.

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Table 6-5  Secondary Competitors
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                                                           Estimated 1996
                                                        Market Segmentation            Estimated 1995            Estimated 1996
                                            Weighted  -----------------------  -------------------------- --------------------------
                       Number   Percentage   Number          Meeting                      Average                    Average
Property              of Rooms  Competitive of Rooms  Comm.  & Group  Leisure  Occupancy   Rate   Rev PAR Occupancy   Rate   Rev PAR
------------------------------------------------------------------------------------------------------------------------------------
Crowne Plaza Hotel      345         25 %        86     70 %    15 %      15 %      63 %   $ 84.00  $52.92     73 %   $ 90.00  $65.70
Courtyard by Marriott   120         50          60     80       5        15        83       85.00   70.55     81       92.00   74.52
Marriott Burlington     419         25         105     70      20        10        77      104.00   80.08     82      111.00   91.02
Wyndham Garden Hotel    180         25          45     75      10        15        69       80.00   55.20     68       93.00   63.24

------------------------------------------------------------------------------------------------------------------------------------
Totals/Averages        1064                    296     73 %    14 %      13 %      73 %   $ 91.13  $66.52     77 %   $ 98.74  $76.03

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Proposed Competitors

It is important to consider any new hotels that may have an impact on the subject property's operating performance. Based on our fieldwork in the market and our discussions with local hotel operators, developers, and government officials, we have identified one property that is proposed or under development in the Woburn area.

It is reported that a 101-room Sierra Suites will be developed on 827 Main Street, just north of Interstate 95. The Woburn Planning Department reports that approval of the project appears favorable and that construction should start in Spring of 1997, with the opening of the hotel slated for the Summer of 1998. Based on the extended stay nature of the Sierra Suites product, the proposed property's distance from the subject property, and the higher rate structure of the proposed property, it is our opinion that the Sierra Suites will be 40% competitive with the subject property.

Conclusion

A review of historical demand trends in the subject property's area indicates that the market has shown signs of recovery from 1992 onwards, corresponding to the economic recovery nationwide. According to Smith Travel Research, these growth patterns have continued through August of 1996. While supply has remained constant over recent years, growth in demand has driven occupancy upwards, allowing the hotels in the market to follow with average rate increases.

Based on our review of the local area, three market segments were defined within the subject property's lodging market. Growth rates for each market segment were forecasted based upon an analysis of the economic and demographic trends that appeared to significantly impact lodging demand. In general, demand is anticipated to increase at moderate rates throughout the projection period.

We have identified five properties that are considered competitive with the subject hotel. The subject property has outperformed the overall market in the past in terms of occupancy, average rate, and RevPAR. Despite the completed and planned renovations scheduled at the majority of the competitive hotels, with an improved product and a strong marketing focus, we anticipate that the subject property will remain highly competitive in the market. We have also identified one proposed property in the area; however, due to the nature of the proposed product, we have deemed it to be only moderately competitive with the subject property.

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7.    Projection of Occupancy and Average Rate

Historical Operating Performance

The following table sets forth the subject property's historical occupancy, average rate, and RevPAR. For the purpose of comparison, we have also presented corresponding data (as provided by Smith Travel Research) for the competitive hotels described in the previous section. In addition to the annual percent change calculations, we have determined the subject property's occupancy, average rate, and RevPAR penetration factors.

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Table 7-1  Historical Trends
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                                                              Year to Date
                                                        ------------------------
                                  1994         1995          1995         1996
--------------------------------------------------------------------------------

Subject Property

Occupancy                         72.0 %       68.6 %        64.2 %       72.7 %
Percent Change                      --         (4.7) %         --         13.3 %
Occupancy Penetration            104.2 %       98.4 %        93.2 %      102.4 %

Average Rate                $    51.85    $   58.69     $   56.76    $   64.19
Percent Change                      --         13.2 %          --         13.1 %
Average Rate Penetration          74.4 %       78.7 %        78.3 %       79.5 %

RevPAR                      $    37.33    $   40.26     $   36.45    $   46.69
Percent Change                      --          7.8 %          --         28.1 %
RevPAR Penetration                77.5 %       77.4 %        73.0 %       81.4 %

Areawide (STR)

Occupancy                         69.1 %       69.7 %        68.9 %       71.0 %
Percent Change                      --          0.9 %          --          3.0 %

Average Rate                $    69.67    $   74.60     $   72.47    $   80.73
Percent Change                      --          7.1 %          --         11.4 %

RevPAR                      $    48.14    $   52.00     $   49.93    $   57.32
Percent Change                      --          8.0 %          --         14.8 %

--------------------------------------------------------------------------------

Since 1994, the subject property has focused on increasing RevPAR. In 1995, in an effort to increase its RevPAR, the Howard Johnson sacrificed occupancy in return for higher average rate. As indicated in the above table, occupancy for the subject property declined by 4.7% in 1995, while occupancy for the area increased slightly by 0.9%; this resulted in a drop in the subject property's occupancy penetration from 104.2% in 1994 to 98.4% in 1995. However, the subject property substantially boosted average rate by 13.2% in 1995, which contributed to an increase in RevPAR of 7.8%. Because the competitive hotels as a whole experienced increases in both occupancy and average rate, areawide RevPAR climbed by 8.0%, or 0.2% above that of the subject property. Therefore, the subject property's RevPAR penetration declined slightly by 0.1%.

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Based on year-to-date data through August, 1996, the Howard Johnson has shown significant improvement in its ability to capture demand and increase room rates. Occupancy, average rate, and RevPAR have increased at higher rates than those experienced by the competitive set of hotels. While the area has shown a 3.0% occupancy increase in 1996 over 1995, the subject property has increased occupancy by 13.3%, which has boosted occupancy penetration from 93.2% in 1995 to 102.4% in 1996. At the same time, the Howard Johnson has continued its upward pressure on room rates, as indicated by its 13.3% increase in average rate in 1996. In comparison, the area has shown a 11.4% increase in average rate in 1996. The combined effects of occupancy and average rate changes for the subject property have resulted in its RevPAR climbing from 73.0% in 1995 to 81.4% in 1996. This equates to a 28.1% increase in RevPAR, which is significantly higher than the 11.4% increase experienced by the competitive set.

Premise of the Projections

To a certain degree, occupancy and rate attainment can be manipulated by management. For example, hotel operators may choose to lower rates in an effort to maximize occupancy. Our forecasts reflect an operating strategy that we believe would be implemented by competent hotel management to achieve an optimal mix of occupancy and average rate.

Projected Room Night Demand

Lodging demand and occupancy can be projected through a process known as room night analysis. A room night is a unit of hotel demand that equals one room that is occupied for one night. After estimating the number of room nights a hotel can be expected to attract during a 12-month period, we can determine occupancy by dividing the number of room nights of demand captured by the number of room nights available (calculated as the room count x 365).

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The total annual number of room nights occupied in the competitive hotels equates to the market's accommodated room night demand, as shown in the following table.

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Table 7-2  1996 Accommodated Room Night Demand
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                              1996 Annual Room Night Demand (Rounded)
                   -------------------------------------------------------------
                                  Percentage                      Percentage
Market Segment     Market Wide     of Total    Subject Property    of Total
--------------------------------------------------------------------------------

Commercial           194,000          68%           16,000            58%
Meeting and Group     38,000          13             3,000            10
Leisure               54,000          19             9,000            32
                     -------         ----           ------           ---
  Total              285,000         100%           28,000           100%


--------------------------------------------------------------------------------

Latent Demand

The previous table illustrates the accommodated room night demand in the subject property's competitive market. Because this estimate is based on occupancies, it includes only those hotel rooms that were used by guests. Latent demand considers guests who could not be accommodated by the existing competitive supply, and can be divided into unaccommodated demand and induced demand. Based on our fieldwork and our discussions with the area's general managers, we believe an insignificant amount of latent demand exists in the Woburn market.

Demand Adjustment

As discussed in the section entitled Lodging Market Supply and Demand Analysis, the Comfort Inn will be closing from November, 1996 until the Summer of 1997 for renovation and conversion into a Hampton Inn. The market room night demand must be adjusted downward to account for the demand lost from the Comfort Inn's guestroom closing. Although the competitive set of hotels will be able to capture some of the Comfort Inn's lost demand, a significant portion of the demand will inevitably escape the market since the area's hotels will only have limited amounts of available rooms to accommodate the additional demand. For example, on Tuesday and Wednesday nights, when demand from the commercial segment is strongest, the area's hotels will likely operate at or near capacity, with few rooms available to accommodate guests who would have stayed at the Comfort Inn. Furthermore, guests will also be lost as the central reservation system serving the Comfort Inn refers guests to Comfort Inns, or other Choice Hotel brands, located in other nearby areas.

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As indicated in the following table, room night demand in the commercial segment is adjusted downward by 10,000 room nights in 1997 as a result of the temporary closing of the Comfort Inn.

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Table 7-3  Demand Adjustment
--------------------------------------------------------------------------------

                                    1997        1998         1999
------------------------------------------------------------------

          Phase-in:                  100%          0%           0%

          Commercial             (10,000)          0            0
          Meeting and Group            0           0            0
          Leisure                      0           0            0

                                 -------        ----         ----
            Total                (10,000)          0            0

--------------------------------------------------------------------------------

Total Usable Room Night Demand

Total usable room night demand is estimated by combining accommodated demand and usable latent demand. Usable latent demand is that portion of latent demand that can be absorbed based on the number of existing and proposed hotel rooms in the market.

Based on the established demand growth rates set forth in the previous section of this report, as well as the projected drop in demand resulting from the temporary closing of the Comfort Inn, total usable room night demand is expected to decline by 1.0% in 1997. With the projected growth in marketwide demand and the reopening of the Comfort Inn property, total usable demand is forecasted to climb by 6.1% in 1998. Although the increase in demand for 1998 appears high, it is important to note that a substantial portion of the demand increase results from the room nights returning to the Comfort Inn property. In 1999 and thereafter, demand is projected to grow at the rates set forth earlier in this report.

The following table shows the projected annual change in accommodated and usable room night demand in the subject property's competitive market.

HVS International, Mineola, New York            Projection of Occupancy and   73
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Table 7-4  Total Usable Room Night Demand
----------------------------------------------------------------------------------------------------

                     Historical   1997       1998     1999      2000      2001      2002      2003
----------------------------------------------------------------------------------------------------
Commercial
Growth Rate              --        3.0%       3.0%      3.0%      2.0%      2.0%      2.0%      2.0%
Accommodated Demand   193,563   199,370    205,351   211,512   215,742   220,057   224,458   228,947
Usable Latent            --     (10,000)         0         0         0         0         0         0

Meeting and Group
Growth Rate              --         2.0%       2.0%      2.0%      2.0%      2.0%      2.0%      2.0%
Accommodated Demand    37,726    38,481     39,251    40,036    40,837    41,654    42,487    43,337
Usable Latent            --           0          0         0         0         0         0         0

Leisure
Growth Rate              --         1.0%       1.0%      1.0%      1.0%      1.0%      1.0%      1.0%
Accommodated Demand    53,510    54,045     54,585    55,131    55,682    56,239    56,801    57,369
Usable Latent            --           0          0         0         0         0         0         0

Totals
Commercial            193,563   189,370    205,351   211,512   215,742   220,057   224,458   228,947
Meeting and Group      37,726    38,481     39,251    40,036    40,837    41,654    42,487    43,337
Leisure                53,510    54,045     54,585    55,131    55,682    56,239    56,801    57,369

                     --------  --------   --------  --------  --------  --------  --------  --------
  TOTAL DEMAND        284,799   281,896    299,187   306,679   312,261   317,950   323,746   329,653

Annual Forecasted Growth           -1.0%       6.1%      2.5%      1.8%      1.8%      1.8%      1.8%


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HVS International, Mineola, New York            Projection of Occupancy and   74
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Guestroom Supply

In 1996, the competitive properties provided a weighted total of 1,112 guestrooms. Due to the temporary closing of the Comfort Inn in 1997, room supply is expected to decline to 1,062 rooms. However, with the reopening of the Comfort Inn and the opening of the proposed 101-room Sierra Suites, which will contribute 40 guestrooms to the supply based on its estimated competitiveness, total room supply is projected to increase to 1,132 rooms in 1997, and a stabilized room supply of 1,152 rooms in 1999. The following table shows the projected competitive supply of available rooms and available room nights. To calculate the annual number of available room nights, the number of available rooms is multiplied by 365.

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Table 7-5 Available Rooms and Room Nights
--------------------------------------------------------------------------------

                       Total Room                        Overall
                         Night         Room Nights     Competitive
       Year              Demand         Available       Occupancy
------------------------------------------------------------------

    Historical          284,799          405,880            70%
       1997             281,896          387,630            73
       1998             299,187          413,180            72
       1999             306,679          420,480            73
       2000             312,261          420,480            74
       2001             317,950          420,480            76
       2002             323,746          420,480            77
       2003             329,653          420,480            78

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Overall Competitive Occupancy

As indicated in the above table, the competitive set of hotels experienced an overall occupancy of 70% in 1996. Despite a forecasted decline in demand in 1997, overall occupancy is expected to climb by 3.0% due to a deeper drop in room supply. In 1998, when the proposed Sierra Suites opens, occupancy in the area is expected to decrease from 73% in 1997 to 72% as a result of the additional room supply. As demand continues to increase, the additional rooms will be absorbed into the market, and overall occupancy should climb. In 1999, overall competitive occupancy is forecasted to increase to 73%. Subsequent to 1999, overall occupancy is projected to grow in conjunction with growth in demand since room supply expected to remain constant.

Competitive Index Analysis

Competitive indexes are used to analyze the relative market position of each property on the basis of a particular demand segment. The index represents the number of times each year that one room is occupied by one type of traveler (e.g., commercial, meeting and group, leisure, or airline), or the number of room nights actually accommodated per year, per room, per

HVS International, Mineola, New York            Projection of Occupancy and   75
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market segment. For example, if a hotel has a commercial competitive index of 190, each room in the property is occupied 190 times a year by a commercial traveler. The competitive index is calculated by dividing a hotel's annual accommodated room night demand in a particular market segment by that property's room count. Competitive indexes will be used to illustrate each property's position in the market based on its ability to compete with other local lodging facilities.

Commercial Segment

The historical commercial segment competitive indexes in the subject property's market ranged from 111 to 205. The Red Roof Inn and the set of secondary hotels were the most competitive properties in the commercial market in 1996, with each registering an index of 205. The Howard Johnson Burlington ranked second with an index of 189, while the Comfort Inn placed third with an index of 171. The subject property's competitive index of 157 placed it fifth among the six primary competitive hotels

Based on our field work, all of the hotels are expected to retain their current competitive indexes, except for the Comfort Inn. The Comfort Inn's renovation of its facilities and conversion to a Hampton Inn will allow it to significantly improve its competitive position in the commercial segment. With a fresh product and a strong franchise affiliation, the Comfort Inn should become the market leader in the commercial segment.

For the proposed Sierra Suites, we have forecasted a stabilized competitive index of 190, which is higher than the index of the Howard Johnson Burlington, but lower than that of the Red Roof Inn and converted Comfort Inn. Although suite-type hotels are typically very competitive in the commercial segment, the Sierra Suites brand, which has only limited national exposure and presence, prohibits the proposed property from achieving a stronger competitive position in the area. The following table shows the projected commercial segment competitive indexes of the area's hotels.

HVS International, Mineola, New York            Projection of Occupancy and   76
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Table 7-6  Commercial Segment Competitive Indexes
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Property                  Historical     1997     1998     1999     2000    2001
--------------------------------------------------------------------------------

Subject Property             157          157      157      157      157     157
Ramada Plaza Hotel           111          111      111      111      111     111
Red Roof Inn                 205          205      205      205      205     205
Suisse Chalet                161          161      161      161      161     161
Comfort Inn                  171          171      200      210      210     210
Howard Johnson Burlington    189          189      189      189      189     189
Secondary                    205          205      205      205      205     205
Sierra Suites                  0            0      170      180      190     190


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Meeting and Group Segment

The Ramada Plaza Hotel is the market leader in the meeting and group segment, with an index of 78. The competitive indexes of all the hotels are expected to remain constant in the meeting and group segment. With limited meeting space and a commercial segment orientation, the proposed Sierra Suites is expected to have a stabilized competitive index of 15.

The following table illustrates the competitive indexes in the meeting and group segment.

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Table 7-7  Meeting and Group Segment Competitive Indexes
--------------------------------------------------------------------------------
Property                  Historical     1997     1998     1999     2000    2001
--------------------------------------------------------------------------------

Subject Property              27           27       27       27       27      27
Ramada Plaza Hotel            78           78       78       78       78      78
Red Roof Inn                  14           14       14       14       14      14
Suisse Chalet                 23           23       23       23       23      23
Comfort Inn                   12           12       12       12       12      12
Howard Johnson Burlington     13           13       13       13       13      13
Secondary                     40           40       40       40       40      40
Sierra Suites                  0            0       10       13       15      15

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Leisure Segment

The subject property ranked first in the leisure segment, with a competitive index of 86; this can be attributed to its closer proximity to Boston in comparison to its competitors, as well as the property's offering of Jacuzzis in some of its guestrooms. The Comfort Inn's competitive position in the leisure segment is expected to increase as a result of its planned renovations, which will enable to the property to provide more appealing facilities to its guests. The proposed Sierra Suites is projected to achieve a competitive index of 45.

HVS International, Mineola, New York            Projection of Occupancy and   77
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The following table illustrates the competitive indexes in the leisure segment.

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Table 7-8  Leisure Segment Competitive Indexes
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Property                  Historical     1997     1998     1999     2000    2001
--------------------------------------------------------------------------------

Subject Property              86           86       86       86       86      86
Ramada Plaza Hotel            33           33       33       33       33      33
Red Roof Inn                  55           55       55       55       55      55
Suisse Chalet                 46           46       46       46       46      46
Comfort Inn                   61           61       75       80       80      80
Howard Johnson Burlington     50           50       50       50       50      50
Secondary                     37           37       37       37       37      37
Sierra Suites                  0            0       35       40       45      45

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Subject Property's Room Night Capture and Occupancy

After the competitive index is calculated, it is adjusted to reflect the property's room count, yielding a figure referred to as the market share adjuster. The market share adjuster of each property is then divided by the total market share adjuster for all of the competitors, resulting in each hotel's market share. By multiplying the projected market share by the area's usable room night demand, we can determine the total number of room nights captured by a specific hotel. Occupancy is then calculated by dividing the projected number of room nights captured by the property's total number of available room nights.

Multiplying the subject property's projected market share by the estimated room night demand in each segment results in the following estimate of room nights captured by the hotel.

HVS International, Mineola, New York            Projection of Occupancy and   78
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Table 7-9  Room Nights Captured by the Subject Property
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                              1997     1998     1999     2000     2001     2002
--------------------------------------------------------------------------------
Commercial
Demand                      189,370  205,351  211,512  215,742  220,057  224,458
Market Share                 0.0849   0.0786   0.0767   0.0766   0.0766   0.0766
Capture                      16,071   16,132   16,227   16,519   16,849   17,186

Meeting and Group
Demand                       38,481   39,251   40,036   40,837   41,654   42,487
Market Share                 0.0723   0.0708   0.0702   0.0701   0.0701   0.0701
Capture                       2,783    2,779    2,811    2,861    2,918    2,977

Leisure
Demand                       54,045   54,585   55,131   55,682   56,239   56,801
Market Share                 0.1708   0.1550   0.1511   0.1506   0.1506   0.1506
Capture                       9,231    8,458    8,333    8,387    8,470    8,555
                            -------  -------  -------  -------  -------  -------
  Total Capture              28,085   27,370   27,370   27,767   28,238   28,718

--------------------------------------------------------------------------------

Dividing the total number of room nights captured by the subject property's number of available room nights per year (calculated as 100 x 365) produces the projected occupancy percentage.

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Table 7-10  Calculation of the Subject Property's Projected Occupancy
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                             1997     1998     1999     2000     2001     2002
--------------------------------------------------------------------------------
Total Room Nights
  Captured/Year             28,085   27,369   27,371   27,767   28,237   28,718
Available Room Nights       36,500   36,500   36,500   36,500   36,500   36,500
Occupancy                    76.95%   74.98%   74.99%   76.07%  77.36%   78.68%
Rounded                         77%      75%      75%      76%      77%      79%

--------------------------------------------------------------------------------

For the purpose of forecasting income and expense, we will use the following occupancy levels.

HVS International, Mineola, New York            Projection of Occupancy and   79
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Table 7-11 Occupancy Forecast
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                 Year           Occupancy
               --------------------------
                 1997               77%
                 1998               75
               Stabilized           75
                2,000               76

--------------------------------------------------------------------------------

Although the preceding room night analysis shows the subject property achieving a 76% occupancy in 2000, we have chosen to use a stabilized level of 75%. The stabilized occupancy is intended to reflect the anticipated results of the property over its remaining economic life, given any and all changes in the life cycle of the hotel. Thus, the stabilized occupancy excludes from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusually high or low occupancies. Although the subject property may operate at occupancies above this stabilized level, we believe it equally possible for new competition and temporary economic downturns to force the occupancy below this selected point of stability.

AVERAGE RATE ANALYSIS

One of the most important considerations in estimating the value of a lodging facility is a supportable forecast of its attainable average rate, which is more formally defined as the average rate per occupied room. Average rate can be calculated by dividing the total rooms revenue achieved during a specified period by the number of rooms sold during the same period. The projected average rate and the anticipated occupancy percentage are used to forecast rooms revenue, which in turn provides the basis for estimating most other income and expense categories.

Competitive Positioning

The Howard Johnson's average rate will be projected using a competitive positioning method. This technique begins with an analysis of the average rates achieved by the subject property and its competitors. These rates establish a range that reflects certain characteristics of the specific market, such as price sensitivity, demand orientation, and occupancy. The subject property's average rate is then compared to those of the hotels to which it is most similar in terms of size, quality, facilities, amenities, market orientation, location, management, image, and affiliation. Adjustments are made to reflect any relevant differences.

Although the average rate analysis presented here follows the occupancy projections, these two statistics are highly correlated; in reality, one can not

HVS International, Mineola, New York            Projection of Occupancy and   80
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project occupancy without making specific assumptions regarding average rate. This relationship is best illustrated by rooms revenue per available room (RevPAR), which reflects a property's ability to maximize rooms revenue. The following table summarizes the 1996 average rate and RevPAR of the subject property and its competitors.

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Table 7-12  1996 Average Rate and RevPAR of the Primary Competitors
--------------------------------------------------------------------------------

                                 1996                   1996
                                Average             Rooms Revenue
Property                       Room Rate          Per Available Room

--------------------------------------------------------------------------------

Subject Property                 $65.00                 $48.10
Ramada Plaza Hotel                62.00                  37.82
Red Roof Inn                      52.00                  39.00
Suisse Chalet                     51.00                  32.13
Comfort Inn                       57.00                  38.19
Howard Johnson Burlington         75.00                  51.75
                                 ------                 ------
  Average                        $60.16                 $40.71

--------------------------------------------------------------------------------

The subject property's average rate and RevPAR are positioned below only those of the Howard Johnson Burlington, which enjoys a more favorable location than the subject property. The subject property's management reports that it has been able to achieve a higher average rate than most of its competitors by offering full-service facilities and changing its demand mix in favor of the commercial segment, which is less rate-sensitive than the group and leisure segments. As the subject Howard Johnson continues its efforts to gain more commercial travelers, the property should be able to maintain its current average rate and RevPAR position in the market area.

Average Rate Increases

It is important to note that hotel room rate increases do not necessarily conform to the underlying monetary inflation rate, because lodging facilities are influenced by market conditions such as the relationship between supply and demand. A hotel's ability to raise room rates is affected by a number of factors, including the following.

o Supply and Demand Relationships - The relationship between supply and demand is one of the factors that determine hotel occupancies and average rates. Strong markets where lodging demand is increasing faster than supply are often characterized by rate growth that exceeds inflation. Markets that are overbuilt or suffering from declining demand are unlikely to exhibit any significant increases in average rates.

HVS International, Mineola, New York            Projection of Occupancy and   81
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o Inflationary Pressures - Price increases caused by inflation affect hotel room rates by eroding profit margins and encouraging operators to raise prices. This strategy is effective only in markets that are characterized by a healthy supply and demand relationship.

o Improving the Competitive Standard - When a new lodging facility enters a mature market, its rates may be set higher than the marketwide average in an effort to justify the development costs. This may allow other competitors to achieve corresponding gains by effectively raising the amount the market will bear. However, if the addition to supply has a severe impact on the occupancy levels of other hotels, price competition may ensue.

o Property-Specific Improvements - Changes that make a hotel more or less attractive to guests can have an impact on average rate. An expansion, renovation, upgrading, or the introduction of additional facilities and amenities may enable greater-than-inflationary room rate increases. Likewise, deferred maintenance may make a property less competitive, engendering a decline in room rates.

In determining average rate projections, changes that occur prior to occupancy stabilization are generally attributable to factors that are specific to the property and the market. After a hotel achieves a stabilized occupancy, room rates are generally expected to continue to increase at the underlying inflation rate throughout the remainder of the projection period.

As discussed earlier, the market has experienced strong growth in average rate in recent years. According to STR data, average rate in the area increased by 3.6% in 1994 and 7.1% in 1995. Furthermore, year-to-date 1996 data indicates a 11.4% growth in average rate over 1995. The subject property experienced a 13.2% increase in average rate in 1995, and it is expected to achieve a 10.8% climb in average rate in 1996. Although the subject property and the competitive set have shown strong growth in average rate in recent years, as the market achieves a full recovery from the early 1990's, growth in average rate should become more moderate. Based on these considerations, the following table shows our projection of average rate increases.

HVS International, Mineola, New York            Projection of Occupancy and   82
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Table 7-13  Average Rate Forecast
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                              Areawide   Subject Property's   Subject Property's
                   Areawide     Rate            Rate               Projected
     Year         Occupancy   Increase        Increase           Average Rate
--------------------------------------------------------------------------------
Positioned Base       --         --              --                 $65.00
     1997             73 %    5% to 7%          5.0%                 68.26
     1998             72       3 to 4           4.0                  70.99
     1999             73       3 to 4           3.5                  73.47
     2000             74       3 to 4           3.5                  76.05
     2001             76       3 to 4           3.5                  78.71
     2002             77       3 to 4           3.5                  81.46

--------------------------------------------------------------------------------

As the above table illustrates, the area's average rate is expected to grow by 5% to 7%. Because the subject property has increased rates substantially in the past few years, there exists limited opportunity for it to achieve similar rates of growth. Consequently, we have projected the subject property's average rate to climb by 5.0% in 1997 and 4.0% in 1998, before stabilizing at an annual rate of growth of 3.5%.

The following average rates will be used to project the subject property's rooms revenue.

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Table 7-14  Forecast of Occupancy and Average Rate
--------------------------------------------------------------------------------

               Year           Occupancy           Average Rate
            --------------------------------------------------
               1997              77%                 $68.26
               1998              75                  $70.99
            Stabilized           75                  $73.47

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8.    Highest and Best Use

The concept of highest and best use recognized by the Appraisal Institute distinguishes between the highest and best use of the land (as though vacant) and that of the property (as improved). Highest and best use is defined as:

      The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

The concept of highest and best use is the premise upon which value is based, and is a product of competitive forces in the marketplace. The principle of balance holds that real property value is created and sustained when contrasting, opposing, or interacting elements are in a state of equilibrium. This principle applies to relationships among various property components as well as the relationship between the costs of production and the property's productivity. The point of economic balance is achieved when the combination of land and building is optimal (i.e., when no marginal benefit or utility is achieved by adding another unit of capital). The law of increasing returns holds that larger amounts of the agents of production produce greater net income up to a certain point, after which the law of diminishing returns is applied.(2)

It is important to recognize that the highest and best use of the land (as though vacant) may differ from the highest and best use of the property (as improved). This may occur when a site has existing improvements and the highest and best use of the land differs from the current use. Nonetheless, the current property use will continue until the value of the land under its highest and best use exceeds the value of the property in its current use, plus the cost to remove the existing improvements.


(1) The Appraisal of Real Estate - Tenth Edition, Appraisal Institute, Chicago, IL, 1992, p. 45.

(2)   Ibid., p. 40.

HVS International, Mineola, New York                    Highest and Best Use  84
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In consideration of the factors influencing development in the immediate area, it is the appraisers' opinion that the highest and best use of the subject site, as vacant, would be as a full-service transient lodging facility.

Based on the fact that the value of the land does not exceed the value of the hotel plus the cost of demolition, it is our opinion that the subject property's highest and best use, as improved, is its current use as a lodging facility.

HVS International, Mineola, New York                     Approaches to Value  85
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9.    Approaches to Value

In appraising real estate for market value, the appraiser has three approaches from which to select: the income capitalization, sales comparison, and cost approaches. Although all three valuation procedures are given consideration, the inherent strengths of each approach and the nature of the subject property must be evaluated to determine which will provide supportable estimates of market value. The appraiser is then free to select one or more of the appropriate approaches in arriving at a final value estimate.

The Income Capitalization Approach

The income capitalization approach takes a property's projected net income before debt service and allocates this future benefit to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component is calculated. The total of the mortgage component and the equity component equals the value of the property. This approach is often selected as the preferred valuation method for income-producing properties, because it most closely reflects the investment rationale of knowledgeable buyers.

The Sales Comparison Approach

The sales comparison approach estimates the value of a property by comparing it to similar properties that have been sold on the open market. To obtain a supportable estimate of value, the sales price of a comparable property must be adjusted to reflect any dissimilarities between it and the property being appraised.

The sales comparison approach may provide a useful value estimate in the case of simple forms of real estate, such as vacant land and single-family homes, where the properties are homogeneous and the adjustments are few and relatively simple to compute. In the case of complex investments such as shopping centers, office buildings, restaurants, and lodging facilities, where the adjustments are numerous and more difficult to quantify, the sales comparison approach loses much of its reliability.

HVS International, Mineola, New York                     Approaches to Value  86
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Hotel investors typically do not employ the sales comparison approach in reaching their final purchase decisions. Factors such as the lack of recent sales data, the numerous insupportable adjustments that are necessary, and the general inability to determine the true financial terms and human motivations of comparable transactions often make the results of this technique questionable. Although the sales comparison approach may provide a range of values that supports the final estimate, reliance on this method beyond the establishment of broad parameters is rarely justified by the quality of the sales data.

The market-derived capitalization rates sometimes used by appraisers are susceptible to the same shortcomings inherent in the sales comparison approach. To substantially reduce the reliability of the income capitalization approach by employing capitalization rates obtained from unsupported market data weakens the final value estimate and ignores the typical investment analysis procedures employed by hotel purchasers. Because appraisers are obligated to mirror the actions of the marketplace, we generally give the sales comparison approach minimal weight in the hotel appraisal process beyond bracketing the final estimate.(1)

The Cost Approach

The cost approach estimates market value by computing the current cost to replace the property and subtracting any depreciation resulting from physical deterioration, functional obsolescence, and external (or economic) obsolescence. The value of the land, as if vacant and available, is then added to the depreciated value of the improvements to produce a total value estimate.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements grow older and begin to deteriorate, the resultant loss in value becomes increasingly difficult to quantify accurately. We find that knowledgeable hotel buyers base their purchase decisions on economic factors such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, this approach is given minimal weight in the hotel valuation process. As noted in Hotels and Motels: A Guide to Market


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 209.

HVS International, Mineola, New York                     Approaches to Value  87
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Analysis, Investment Analysis, and Valuations, "the cost approach is seldom used to value existing hotels and motels."(1)

Reconciliation

The final step in the valuation process is the reconciliation and correlation of the value indications. Factors that are considered in assessing the reliability of each approach include the purpose of the appraisal, the nature of the subject property, and the reliability of the data used. In reconciliation, the applicability and supportability of each approach is considered and the range of value indications is examined. The most significant weight is given to the approach that produces the most reliable solution and most closely reflects the criteria used by typical investors.

Our nationwide experience with numerous hostelry buyers and sellers indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the investors who constitute the marketplace. For this reason, the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in the hotel valuation process.


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 208.

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10.   Income Capitalization Approach

The income capitalization approach is based on the principle that the value of a property is indicated by its net return, or what is known as the present worth of future benefits. The future benefits of income-producing properties, such as hotels, are net income before debt service and depreciation (as estimated by a forecast of income and expense) and any anticipated reversionary proceeds from a sale. These future benefits can be converted into an indication of market value through a capitalization process and discounted cash flow analysis. Using the income capitalization approach, the subject property has been valued by analyzing the local market for transient accommodations, examining existing and proposed competition, and developing a forecast of income and expense that reflects current and anticipated income trends and cost components through a stabilized year of operation.

The forecast of income and expense is expressed in current dollars for each year. The stabilized year is intended to reflect the anticipated operating results of the property over its remaining economic life, given any or all applicable stages of build-up, plateau, and decline in the life cycle of the hotel. Thus, income and expense estimates from the stabilized year forward exclude from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusual revenues or expenses.

As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, published by the Appraisal Institute, "of the three valuation approaches available to the appraiser, the income capitalization approach generally provides the most persuasive and supportable conclusions when valuing a lodging facility."(1) This text recommends that using a ten-year forecast and an equity yield rate "most accurately reflects the actions of typical hotel buyers, who purchase properties based


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

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on their leveraged discounted cash flow."(1) The simpler procedure of using a ten-year forecast and a discount rate is "less reliable because the derivation of the discount rate has little support. Moreover, it is difficult to adjust the discount rate for changes in the cost of capital."(2)

We have used both methods to discount the subject property's projected net income into an estimate of value. Method One is a ten-year discounted cash flow analysis in which the cash flow to equity and the equity reversion are discounted to the present value at the equity yield rate, and the income to the mortgagee is discounted at a mortgage interest rate. The sum of the equity and mortgage values is the total property value. Method Two is a simple ten-year discounted cash flow analysis in which the annual net income before debt service and the reversionary proceeds following a sale at the end of the tenth year are discounted back to the date of the appraisal at an overall discount rate, and then totaled to produce an indication of the present worth of future benefits.

To convert the projected income stream into an estimate of value through Method One, the anticipated net income (before debt service and depreciation) is allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. The total of the mortgage component and the equity component equals the value of the property. The process is described as follows.

1. The terms of typical hotel financing are set forth, including interest rate, amortization term, and loan-to-value ratio.

2. An equity yield rate of return is established. Numerous hotel buyers base their equity investments on a ten-year equity yield rate projection that takes into account ownership benefits such as periodic cash flow distributions, residual sale or refinancing distributions that return any property appreciation and mortgage amortization, income tax benefits, and various non-financial considerations such as status and prestige. The equity yield rate is also known as the internal rate of return on equity.


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236

(2)   Ibid.

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3. The value of the equity component is calculated by first deducting the annual debt service from the projected net income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value. After deducting the mortgage balance at the end of the tenth year and the typical brokerage and legal costs, the equity residual is discounted back to the date of value at the equity yield rate. The net income to equity for each of the ten projection years is also discounted to the present value. The sum of these discounted values equates to the value of the equity component. Adding the equity component to the initial mortgage balance yields the overall property value.

      Because the mortgage and the debt service amounts are unknown but the loan-to-value ratio was determined in Step #1, the preceding calculation can be solved through an iterative process or by use of a linear algebraic equation that computes the total property value. The algebraic equation that solves for the total property value using a ten-year mortgage and equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(1)

4. The value is proven by allocating the total property value between the mortgage and equity components and verifying that the rates of return set forth in Steps #1 and #2 can be met from the projected net income.

The process of converting the projected income stream into an estimate of value through Method Two is described as follows.

1. A discount rate is established by evaluating the total property yield derived by Method One. Occasionally, the discount rate may be adjusted slightly based on the total property yields indicated by recent transactions involving hotels similar to the subject property.

2. The reversionary value is calculated by capitalizing the 11th-year net income by the terminal capitalization rate and deducting typical brokerage and legal fees.


(1) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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3. The ten-year forecast of net income (before debt service and depreciation) and the reversionary value are discounted to the date of value at the rate derived above.

Review of Operating History

Because the Howard Johnson is an existing hotel with an established operating performance, its historical income and expense experience can serve as a basis for projections. The subject property opened in 1972, and achieved occupancy levels of 77.4% in 1994 and 68.7% in 1995. The following income and expense statements were provided by Ashford Financial Corporation, and are unaudited. Where applicable, we have reorganized the statements in accordance with the Uniform System of Accounts for Hotels. Complete income and expense statements were not available due to the change in ownership in 1994; consequently, the 1994 statement is for the period beginning May 1, 1994 and ending December 31, 1994.

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======================================================================================================================
Table 10-1  Historical Operating Performance
----------------------------------------------------------------------------------------------------------------------
Calendar Year Ending:          1995                                          1994
         Total Rooms:           100                                           100
      Occupied Rooms:        24,813                                        18,706
 Complimentary Rooms:           247                                           269
           Days Open:           365                                           245
           Occupancy:         68.7%                Amount per  Amount Per   77.4%               Amount per  Amount Per
        Average Rate:        $58.66   Percentage   Available    Occupied   $53.94  Percentage   Available    Occupied
                             (+000)   of Revenues    Room        Room      (+000)  of Revenues    Room         Room
----------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                     $1,456       90.5%     $14,556     $58.66     $1,009     89.3%       $10,089     $53.94
   Telephone                     35        2.2          351       1.42         28      2.5            278       1.48
   Minor Operated Depts.         49        3.0          485       1.96          1      0.1              8       0.04
   Other Income                  70        4.3          695      13.57         92      8.1            918       4.91
      Total                   1,609      100.0       16,088      64.84      1,129    100.0         11,293      60.37
----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES
   Rooms                        337       23.1        3,367      13.57        240     23.8          2,402      12.84
   Telephone                     21       60.5          213       0.86         13     48.2            134       0.72
   Minor Operated Depts.         14       29.2          142       0.57          0     40.2              3       0.02
      Total                     372       23.1        3,721      15.00        254     22.5          2,538      13.57
----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME           1,237       76.9       12,367      49.84        875     77.5          8,754      46.80
----------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General     174       10.8        1,736       7.00        108      9.6          1,083       5.79
   Management Fee                48        3.0          483       1.95         34      3.0            336       1.80
   Marketing                     88        5.4          875       3.53         48      4.2            477       2.55
   Franchise Fees                47        2.9          466       1.88         31      2.7            308       1.65
   Property Oper. & Maint.      115        7.1        1,149       4.63         85      7.6            853       4.56
   Energy                       172       10.7        1,716       6.92         81      7.2            809       4.32
      Total                     643       39.9        6,426      25.90        387     34.3          3,866      20.67
----------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                    594       37.0        5,941      23.94        489     43.2          4,888      26.13
----------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                97        6.0          966       3.89         51      4.5            513       2.74
   Insurance                     27        1.7          274       1.10         28      2.4            276       1.48
   Reserve for Replacement       64        4.0          644       2.59          0      0.0              0       0.00
   Equipment Rent                12        0.8          124       0.50          6      0.6             64       0.34
      Total                     201       12.5        2,007       8.09         85      7.5            853       4.56
----------------------------------------------------------------------------------------------------------------------
NET INCOME                     $393       24.5        3,934     $15.85       $404     35.7          4,035      21.57
======================================================================================================================

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======================================================================================================================
Table 10-2   Historical Operating Performance
----------------------------------------------------------------------------------------------------------------------
Calendar Year Ending:        Year-to-Date through August, 1996             Year-to-Date through August, 1995
         Total Rooms:           100                                           100
      Occupied Rooms:        17,570                                        15,448
 Complimentary Rooms:           176                                           157
           Days Open:           244                                           244
           Occupancy:         72.7%                Amount per  Amount Per   64.0%               Amount per  Amount Per
        Average Rate:        $64.19   Percentage   Available    Occupied   $56.76  Percentage   Available    Occupied
                             (+000)   of Revenues    Room        Room      (+000)  of Revenues    Room         Room
----------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                     $1,128       90.0%     $11,277     $64.19     $877       89.8%       $8,768      $56.76
   Telephone                     32        2.6          322       1.83       22        2.2           218        1.41
   Minor Operated Depts.         34        2.7          335       1.91       32        3.3           319        2.07
   Other Income                  60        4.8          597       3.40       45        4.7           454        2.94
      Total                   1,253      100.1       12,532      71.33      976      100.0         9,760       63.18
----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES
   Rooms                        245       21.7        2,450      13.95      207       23.7         2,074       13.42
   Telephone                     12       38.2          123       0.70       13       59.7           130        0.84
   Minor Operated Depts.         12       34.9          117       0.66        8       24.5            78        0.51
      Total                     269       21.5        2,690      15.31      228       23.4         2,282       14.77
----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME             984       78.6        9,842      56.01      748       76.6         7,478       48.40
----------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General     138       11.0        1,384       7.88      114       11.7         1,140        7.38
   Management Fee                38        3.0          376       2.14       29        3.0           293        1.90
   Marketing                     74        5.9          741       4.22       51        5.2           509        3.30
   Franchise Fees                36        2.9          364       2.07       28        2.9           283        1.83
   Property Oper. & Maint.       88        7.0          883       5.02       75        7.7           755        4.89
   Energy                        88        7.0          881       5.02      115       11.8         1,154        7.47
      Total                     463       36.8        4,629      26.35      413       42.3         4,133       26.76
----------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                    521       41.8        5,213      29.66      334       34.3         3,345       21.64
----------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                63        5.0          630       3.59       67        6.8           667        4.32
   Insurance                     31        2.4          305       1.74       19        2.0           190        1.23
   Reserve for Replacement       50        4.0          501       2.85       39        4.0           391        2.53
   Equipment Rent                14        1.1          141       0.80       12        1.2           115        0.75
      Total                     158       12.5        1,578       8.98      136       14.0         1,364        8.83
----------------------------------------------------------------------------------------------------------------------
NET INCOME                     $363       29.3        3,635     $20.68     $198       20.3        $1,981       12.81
======================================================================================================================

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Because the 1994 statement of income and expense is for a partial year only, they will not be used for comparison; instead, emphasis will be placed upon the 1995 statement and the year-to-date statements for 1995 and 1996. These historical income and expense statements show that the subject property has significantly improved its operating performance since 1995. By increasing revenues and controlling expenses, the subject property has attained net income of $363,000 through August of 1996, which is approximately an 83% increase over the 1995 level of $198,000. As a percentage of gross revenues, net income has risen from 20.3% in 1995 to 29.3% in 1996.

Contributing to the Howard Johnson's increase in net income is its growth in revenue. Due to increases in both occupancy and average rate, the subject property's year-to-date rooms revenue for 1996 has increased by 28.6% over the same period in 1995. Increased occupancy has also boosted revenue from the telephone and minor operated departments as well as other income. Overall, total revenue has increased from $976,000 in 1995 to $1,253,000 in 1996.

As revenue has increased, departmental expenses as a percentage of total revenue has decreased from 23.4% in 1995 to 21.5% in 1996. Rooms department expense as a percentage of rooms revenue has decreased from 23.7% to 21.7%, and telephone expense has substantially declined from 59.7% to 38.2% as a result of increased long distance calls and lower costs associated with these calls. Due to higher lifeguard wages and greater costs associated with guest laundry services, minor operated department expense has increased from 24.5% of total revenues to 34.9%.

Like departmental expenses, operating expenses as a percentage of total revenue has declined. Year-to-date operating expenses has decreased from 42.3% to 36.8%. Because all of the operating expenses, with the exception of energy expense, has increased on a per available room basis, the decline in the total operating expense ratio has resulted from increased revenue, and indicates that management has been able to generate revenue without incurring corresponding increases in expenses. While management and franchise fees have remained constant, administrative and general, property operations and maintenance, and energy expense ratios have declined. Marketing expense as a percentage of total revenue has increased from 5.2% in 1995 to 5.9% in 1996.

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Forecast of Income and Expense

The forecast of income and expense is intended to reflect the appraiser's subjective estimate of how a typical buyer would project the subject property's future operating results. Depending on the dynamics of the local market, a typical buyer's projection may be adjusted upward or downward. We have attempted to consider these factors in formulating this forecast.

HVS International uses a fixed and variable component model to project a lodging facility's revenue and expense levels. This model is based on the premise that hotel revenues and expenses have one component that is fixed and another that varies directly with occupancy and facility usage. A projection can be made by taking a known level of revenue or expense and calculating its fixed and variable components. The fixed component is then held constant, while the variable component is adjusted for the percent change between the projected occupancy and facility usage and that which produced the known level of revenue or expense.

Base-Year Statement of Income and Expense

Based on our review of the operating histories of the subject property and comparable hotels, we have derived a base-year statement of income and expense expressed in 1995 dollars. The units of comparison include a percentage of departmental and total revenue, amounts per available room, and amounts per occupied room. The income and expense ratios reflect an occupancy level of 68.7%. The base-year profit and loss statement will be used to determine the relationship between the fixed and variable components.

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================================================================================
Table 10-4  Base-Year Statement of Income and Expense
--------------------------------------------------------------------------------

Calendar Year Ending:            1995
Number of Rooms:                  100
Occupancy:                      68.7%
Average Rate:                  $58.66     Percent of     Amount per  Amount per
Occupied Rooms:                24,813        Total       Available    Occupied
                               (+000)       Revenue         Room        Room
--------------------------------------------------------------------------------
Revenue:
  Rooms                        $ 1,456        90.0%        $14,556   $   58.66
  Telephone                         44         2.7             443        1.78
  Minor Operated Depts              49         3.0             485        1.96
  Other Income                      70         4.3             695        2.80
Total Revenue                  $ 1,618       100.0         $16,179   $   65.21
--------------------------------------------------------------------------------
Expenses:
  Rooms*                       $   378        26.0%        $ 3,785   $   15.25
  Telephone*                        24        54.0             239        0.96
  Minor Operated Depts.*            18        36.8             179        0.72
  Other Income*                      0         0.0               0        0.00
  Administrative & General         200        12.3           1,997        8.05
  Management Fee                    49         3.0             485        1.96
  Marketing                        109         6.8           1,094        4.41
  Franchise Fees                    58         3.6             582        2.35
  Property Oper. & Maint           123         7.6           1,229        4.95
  Energy                           129         8.0           1,287        5.19
  Property Taxes                    83         5.1             830        3.35
  Insurance                         30         1.9             300        1.21
  Reserve for Replacement           65         4.0             647        2.61
  Equipment Rent                    12         0.8             124        0.50
Total Expenses                 $ 1,278        79.0%        $12,779   $   51.50
--------------------------------------------------------------------------------
Net Income                     $   340        21.0%        $ 3,401   $   13.70
================================================================================

    * Departmental expense ratios are expressed as a percentage of departmental revenues

--------------------------------------------------------------------------------

Inflation Assumptions

The base revenue and expense amounts are inflated to reflect current dollars for each projection year. Line items can be affected by different factors.

We must establish a general rate of inflation that will be applied to most revenue and expense categories. The following table shows inflation estimates made by economists at some noted institutions and corporations.

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================================================================================
Table 10-5  Inflation Estimates
--------------------------------------------------------------------------------

                                      Projected Increase in Consumer Price Index
                                      (Annualized Rate Versus 12 Months Earlier)
                                      ------------------------------------------
                                                   November           May
Source                                              of 1996         of 1997
--------------------------------------------------------------------------------
Maureen Allyn, Scudder Stevens Clark                 3.1%             2.3%
Wayne Angell, Bear Stearns                           3.0              3.2
Richard Berner, Mellon Bank                          2.9              2.8
David Berson, Fannie Mae                             2.9              2.8
David Blitzer, S&P                                   3.0              2.7
Paul Boltz, T. Rowe Price                            3.2              3.5
David Bostian, Herzog, Heine, Geduld                 2.9              2.5
Philip Braverman, DKB Securities                     3.0              2.8
William Brown, J.P. Morgan                           3.3              3.2
Rosanne Cahn, CS First Boston                        3.1              2.6
James Coons, Huntington National Bank                3.2              3.0
Michael Cosgrove, The Econoclast                     3.2              3.3
Dewey Daane, Vanderbilt University                   3.4              3.6
Robert Dederick, Northern Trust                      3.1              3.4
W. Dudley, Goldman Sachs                             3.4              3.2
Michael Englund, MMS Intl.                           3.2              3.3
Michael Evans, Evans Group                           3.0              3.0
Gail Fosler, Conference Board                        3.5              3.6
Maury Harris, Paine Webber, Inc.                     2.8              2.8
Tracy Herrick, Jefferies & Co.                       3.2              3.6
Stuart Hoffman, PNC Bank                             3.1              2.8
William Hummer, Wayne Hummer                         2.9              3.0
Edward Hyman, ISI Group                              2.8              2.1
Saul Hymans, University of Michigan                  2.7              1.7
Mieczyslaw Karczmar, Deutsche Bank                   2.8              3.2
Kurt Karl, WEFA Group                                2.6              2.3
Irwin Kellner, Chase Manhattan Bank                  2.6              2.3
D. Laufenberg, American Express Financial Advisors   3.2              3.4
Michelle Laughlin, Sanwa Securities                  3.0              3.2
Carol Leisenring, CoreStates Financial               2.7              2.5
Richard Lemmon, General Motors                       3.0              3.0
Mickey Levy, NationsBank Capital Markets             2.6              2.4
David Littmann, Comerica                             3.1              3.0
John Lonski, Moody's Investors Service               3.3              3.2
Paul McCulley, UBS Securities                        3.0              2.8
John McDevitt, 3M                                    2.6              2.5
Arnold Moskowitz, Moskowitz Capital                  3.1              3.5
John Mueller, LBMC, Inc.                             3.2              2.5
David Munro, High Frequency Econ.                    3.0              2.5
Carl Palash, MCM MoneyWatch                          3.0              3.0
Nicholas Perna, Fleet Financial Group                3.3              3.3
Elliott Platt, Donaldson Lufkin                      2.8              2.0
Maria F. Ramirez, MF Ramirez                         3.0              3.0
Donald Ratajczak, Georgia State University           3.0              3.3
David Resler, Nomura Securities International        2.9              2.6
Allan Reynolds, Hudson Institute                     3.3              3.6
Richard Rippe, Prudential Securities                 3.1              3.3
A. Gary Schilling, Schilling & Co.                   3.0              3.0
Allen Sinai, Lehman Brothers                         3.2              3.4
James Smith, University of North Carolina            2.1              1.9
Susan Sterne, Economic Analysis                      2.5              2.5
Donald Straszheim, Merrill Lynch                     2.7              2.3
Thomas Synott III, U.S. Trust Company                3.3              3.4
John Williams, Bankers Trust                         3.0              3.1
Raymond Worseck, A.G. Edwards                        3.6              3.3
David Wyss, DRI/McGraw-Hill                          3.0              2.5
Edward Yardeni, Deutsche Morgan Grenfell             2.2              2.0
Mark Zandi, Regional Financial Associates            3.0              3.2
                                                     ----             ----
                  Average                            3.0%             2.9%

                    Source: Wall Street Journal, July 1, 1996

--------------------------------------------------------------------------------

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The preceding table shows inflation forecasts averaging 3.0% through November of 1996 and 2.9% through May of 1997. Most of the economists in the sample estimate inflation rates ranging from 2.5% to 3.4% for the 12-month period, although several anticipate levels of slightly greater than 3.4%. As a further check on these inflation projections, we have reviewed historical increases in the Consumer Price Index.

Because the value of real estate is predicated on cash flows over a relatively long period, inflation should be considered from a long-term perspective. Between 1986 and 1994, the national CPI increased at an average annual compounded rate of 3.8%. In consideration of these historical trends, the projections set forth above, and our assessment of probable property appreciation levels, we have selected an annual stabilized inflation rate of 3.5% throughout the projection period.

One of the exceptions to this general inflation assumption is the projected growth in average rate. As noted earlier, increases in the subject property's room rate are projected as follows.

================================================================================
Table 10-6  Projected Growth in Average Rate
--------------------------------------------------------------------------------

                             Increase From
                 Year        Previous Year
              ----------------------------
                 1997             5.0%
                 1998             4.0
                 1999             3.5
                 2000             3.5
              Thereafter          3.5

--------------------------------------------------------------------------------

Another exception is the project rate of growth for the Howard Johnson's property taxes. As discussed earlier in this report, property taxes are forecasted to increase by 6.0% in the first three projection years. For 2000 and beyond, property taxes are expected to increase in tandem with the underlying rate of inflation of 3.5%.

Using these inflation assumptions, the base-year income and expense statement (which is expressed in 1996 dollars) is inflated to arrive at projections. Each revenue and expense category will be projected using the inflated base statement to determine the fixed and variable component relationships.

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Rooms Revenue

Rooms revenue is determined by two variables: occupancy and average rate. Earlier in this report, we estimated the subject property's occupancy and average rate as follows.

================================================================================
Table 10-7  Projected Occupancy and Average Rate
--------------------------------------------------------------------------------

                                  1997      1998   Stablized     2000     2001
--------------------------------------------------------------------------------
Forecast Occupancy Percentage     77.0%     75.0%     75.0%      75.0%    75.0%
Forecast Average Rate           $68.26    $70.99    $73.47     $76.05    $78.71


--------------------------------------------------------------------------------
Rooms revenue is calculated as follows.

================================================================================
Table 10-8  Forecast of Rooms Revenue (+000)
--------------------------------------------------------------------------------

                                                         Number of      Forecast
Calendar Years  Projected      Average       Number       Days in        Rooms
    Ending:     Occupancy     Room Rate     of Units      in Year       Revenue
--------------------------------------------------------------------------------

     1997          77.0    X   $ 68.26   X     100    X     365     =   $ 1,918
     1998          75.0    X     70.99   X     100    X     365     =     1,943
  Stabilized       75.0    X     73.47   X     100    X     365     =     2,011
     2000          75.0    X     76.05   X     100    X     365     =     2,082
     2001          75.0    X     78.71   X     100    X     365     =     2,155


--------------------------------------------------------------------------------

Telephone Revenue

Telephone revenue is generated by hotel guests who charge local and long-distance calls to their rooms, and by individuals who use the property's public telephones. Prior to the deregulation of the telephone industry in the early 1980s, hotels were limited to a 15% commission on long-distance calls, a mark-up that allowed few profits. Deregulation and the development of sophisticated call-accounting equipment have resulted in profitable telephone departments. State-of-the-art equipment is capable of least-cost routing, automatic price billing, and posting telephone charges to guest folios. Hotels can select among various long-distance services, and can also work with any one of a number of Alternative Operator Services (AOS). These systems route and price calls, and may provide additional services.

In recent years, the hospitality industry has experienced diverging trends with respect to telephone revenue. Prices per call have increased, in some cases dramatically, yielding departmental profits as high as 50% to 55%. However, the number of long-distance calls billed per occupied room has declined as a result of the extensive use of long-distance carrier services that

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can be accessed locally or through a toll-free number. When guests charge long-distance calls to their personal or business accounts in this manner, the hotel loses the revenue associated with long-distance tariffs and mark-ups, and only receives an access fee.

Most telephone revenue varies directly with changes in occupancy. However, there is a small fixed component consisting of public telephone revenue, which is primarily generated by individuals using the hotel's food, beverage, and meeting facilities. Using this fixed and variable relationship, the subject property's telephone revenue is projected as follows.

================================================================================
Table 10-9  Forecast of Telephone Revenue
--------------------------------------------------------------------------------

                                  1997       1998   Stabilized    2000     2001
--------------------------------------------------------------------------------
Total Telephone Revenue (+000)  $   53     $   53    $   55     $   57   $   59
Percent of Total Revenue           2.5%       2.5%      2.5%       2.5%     2.5%
Amount Per Available Room       $  526     $  532    $  550     $  570   $  590
Amount Per Occupied Room        $ 1.89     $ 1.94    $ 2.01     $ 2.08   $ 2.16

--------------------------------------------------------------------------------

Minor Operated Departments Revenue

The subject property contains several minor operated departments. Revenues are generated from guest laundry services, swimming pool passes, and banquet space rentals. These revenues typically vary directly with changes in occupancy. The subject property's minor operated departments revenue is project as follows.

================================================================================
Table 10-10  Forecast Minor Operated Departments Revenue
--------------------------------------------------------------------------------

                                         1997    1998  Stabilized   2000   2001
--------------------------------------------------------------------------------
Total Minor Operated Depts. Rev. (+000) $  54   $  55    $  57     $  59  $  61
Percent of Total Revenue                  2.6%    2.6%     2.6%      2.6%   2.6%
Amount Per Available Room               $ 539   $ 553    $ 572     $ 592  $ 613
Amount Per Occupied Room                $1.92   $2.01    $2.08     $2.16  $2.23

--------------------------------------------------------------------------------

Other Income

Other income is derived from sources other than guestrooms, food and beverages, telephone services, and other minor operated departments. Depending on the type of hotel and the facilities and amenities offered, other income may include the following items.

o Rentals - stores, office space, concession space, showcases, clubs, and storage.

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o Commissions from auto rentals, photography, telegrams, and vending services.

o Concessions - revenue derived from charges for the privilege of operating departments that could be operated by the hotel. Gift shops, barber shops, and beauty salons are often operated as concessions.

o     Laundry, dry cleaning, and fax services.

o Cash discounts earned - discounts from creditors' accounts for payment within the discount period. This item does not include trade discounts, which are a deduction from the cost of goods sold.

o     Electronic games and pinball machines.

o     Forfeited advance deposits and guaranteed no-shows.

o Service charges - service charges that are added to a customer's account but are not paid to service personnel.

o     Interest income - interest from house accounts.

o     Salvage - revenue from the sale of old or obsolete items.

Other income is highly sensitive to changes in occupancy and slightly correlated to food and beverage volume. Using this fixed and variable relationship, the subject property's other income is projected as follows.

================================================================================
Table 10-11 Forecast of Other Income
--------------------------------------------------------------------------------

                                  1997       1998   Stabilized    2000     2001
--------------------------------------------------------------------------------
Total Other Income (+000)       $   77     $   79     $   82    $   85   $   88
Percent of Rooms Revenue           3.7%       3.7%       3.7%      3.7%     3.7%
Amount per Available Room       $  772     $  792     $  820    $  848   $  878
Amount per Occupied Room        $ 2.74     $ 2.89     $ 3.00    $ 3.11   $ 3.21

--------------------------------------------------------------------------------

Rooms Expense

Rooms expense consists of items related to the sale and upkeep of guestrooms and public space. Salaries, wages, and employee benefits account for a substantial portion of this category. Although payroll varies somewhat with occupancy (because managers can schedule maids, bell personnel, and house cleaners to work when demand requires), much of a hotel's payroll is fixed. Front desk personnel, public area cleaners, the housekeeper, and other supervisors must be maintained at all times. As a

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result, salaries, wages, and employee benefits are only moderately sensitive to changes in occupancy.

Commissions represent remuneration to travel agents for booking rooms. Because these fees are based on a percentage of rooms revenue, they are highly dependent on occupancy and rate. Reservations is a similar expense that reflects the cost of a franchise reservation system that typically bills as a percentage of rooms revenue. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are only slightly affected by changes in volume. In light of these considerations, we project the subject property's rooms expense as follows.

================================================================================
Table 10-12  Forecast of Rooms Expense
--------------------------------------------------------------------------------

                                  1997       1998   Stabilized    2000     2001
--------------------------------------------------------------------------------
Total Rooms Expense (+000)      $  425     $  435     $  450    $  466   $  482
Percent of Rooms Revenue          22.2%      22.4%      22.4%     22.4%    22.4%
Amount per Available Room       $4,252     $4,352     $4,504    $4,661   $4,825
Amount per Occupied Room        $15.19     $15.96     $16.51    $17.10   $17.68
--------------------------------------------------------------------------------

Telephone Expense

Telephone expense consists of all costs associated with this department. In the case of small hotels with automated systems, the operation of telephones may be an additional responsibility of front desk personnel; however, most large properties employ full-time operators.

The bulk of the telephone expense consists of the cost of local and long-distance calls billed by the telephone companies that provide these services. Because most calls are made by in-house guests, these costs are moderately correlated to occupancy. Unless a particular hotel department incurs high expenses, use of telephone services by hotel employees is charged to this account. The remaining costs, which include salaries, wages, printing, and other expenses, are moderately fixed. The following table illustrates our forecast of telephone expense.

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================================================================================
Table 10-13  Forecast of Telephone Expense
--------------------------------------------------------------------------------

                                  1997       1998   Stabilized    2000     2001
--------------------------------------------------------------------------------
Total Telephone Expense (+000)   $  27     $   27     $  28      $  29    $  30
Percent of Telephone Revenue      50.6%      51.6%     51.5%      51.5%    51.5%
Amount per Available Room        $ 268     $  274     $ 283      $ 294    $ 304
Amount per Occupied Room         $0.96     $ 0.99     $1.02      $1.06    $1.10

Minor Operated Department Expense

Expenses related to the subject property's minor operated departments consist of guest laundry cost of sales and payroll expenses for the swimming pool's lifeguards. The following table illustrates our projection of minor operated departments expense.

================================================================================
Table 10-14  Forecast of Minor Operated Departments Expense
--------------------------------------------------------------------------------

                                          1997    1998  Stabilized  2000   2001
--------------------------------------------------------------------------------
Total Minor Operated Depts. Exp. (+000)  $  20   $  20    $  21    $  21  $  22
Percent of Minor Operated Depts. Revenue  36.1%   36.4%    36.4%    36.4%  36.4%
Amount per Available Room                $ 195   $ 200    $ 208    $ 215  $ 222
Amount per Occupied Room                 $0.71   $0.73    $0.77    $0.77  $0.80

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Administrative and General Expense

Administrative and general expense includes the salaries and wages of all administrative personnel who are not directly associated with a particular department. Expense items related to the management and operation of the property are also allocated to this category.

Most administrative and general expenses are relatively fixed. The exceptions are cash overages and shortages; commissions on credit card charges; provision for doubtful accounts, which are moderately affected by the number of transactions or total revenue; and salaries, wages, and benefits, which are very slightly influenced by volume.

In recent years, several new items have been added to the administrative and general expense category. Human resources includes the cost of recruiting, relocating, and training personnel. Security consists of the cost of contract security for the property and related expenses.

The general insurance category includes premiums for liability, fidelity, life, theft coverage, and business interruption insurance. Fire and extended-coverage insurance on the building and contents is a separate insurance

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expense category. Liability insurance covers third-party actions involving bodily injury and personal property, and is typically based on rooms receipts, meeting and banquet income, and food and beverage revenue. Factors that may have an impact on a hotel's liability expense include the size of the meeting, banquet, and restaurant facilities; the ratio between the amount of alcohol served and total food and beverage sales; the presence of a dance floor; a high-rise structure; a swimming pool; life safety support systems; and the guest transportation services provided by the hotel. The following table illustrates our forecast of administrative and general expense.

================================================================================
Table 10-15  Forecast of Administrative and General Expense
--------------------------------------------------------------------------------

                                  1997      1998   Stabilized    2000      2001
--------------------------------------------------------------------------------
Total Administrative &
  General Exp. (+000)           $  228    $  234     $  242    $  251    $  259
Percentage of Total Revenue       10.8%     11.0%      11.0%     11.0%     11.0%
Amount per Available Room       $2,280    $2,340     $2,420    $2,510    $2,590
Amount per Occupied Room        $ 8.10    $ 8.54     $ 8.84    $ 9.15    $ 9.47
--------------------------------------------------------------------------------

Management Fee

Management expense consists of the basic fee paid to the type of company that is anticipated to operate the subject property. Some companies provide management services alone, while others also provide a brand name affiliation. When a management company has no brand identification, the property owner often acquires a franchise that provides the necessary image and recognition. Although most hotel management companies employ a fee schedule that includes a basic fee (usually a percentage of total revenue) and an incentive fee (usually a percentage of defined profit), the incentive portion is often subordinated to debt service and does not appear in a forecast of net income before debt service. Basic hotel management fees are almost always based on a percentage of total revenue, which means they have no fixed component.

Although the incentive fee does not decrease the cash flow available for debt service, it does reduce the potential cash flow to equity, and must be accounted for in the valuation process. Generally, the most appropriate procedure for handling the impact of the incentive fee on the equity component is to use the projected net income before debt service and incentive fee, but adjust the equity dividend or yield rate upward to reflect this added management cost. The adjusted equity dividend and yield rates will be described later in this section.

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The subject property is operated by Remington Employers Corporation. According to the management agreement between Woburn Massachusetts Hotel Limited Partnership and Remington Employers Corporation, a fee of 3% of gross revenues is due to the management company. Based on our review of the current market for management contracts, we are of the opinion that this fee is consistent with prevailing market terms. Applying this management fee structure to the projection of total revenue yields the following forecast of the subject property's management fee.

================================================================================
Table 10-16  Forecast of Management Fee
--------------------------------------------------------------------------------

                                  1997    1998   Stablized    2000    2001
--------------------------------------------------------------------------------
Management Fee Expense (+000)    $  63   $  64   $  66       $  68   $  71
--------------------------------------------------------------------------------

Marketing Expense

Marketing expense consists of all costs associated with advertising, sales, and promotion; these activities are intended to attract and retain customers. Marketing can be used to create an image, develop customer awareness, and stimulate patronage of a property's various facilities.

The marketing category is unique in that all expense items, with the exception of fees and commissions, are totally controlled by management. Most hotel operators establish an annual marketing budget that sets forth all planned expenditures. If the budget is followed, total marketing expenses can be projected accurately.

Marketing expenditures are unusual because although there is a lag period before results are realized, the benefits are often extended over a long period. Depending on the type and scope of the advertising and promotion program implemented, the lag time can be as short as a few weeks or as long as several years. However, the favorable results of an effective marketing campaign tend to linger, and a property often enjoys the benefits of concentrated sales efforts for many months.

Marketing expense can be divided into five categories: sales, reservations, advertising and merchandising, other marketing activities, and fees and commissions. Together, these categories include all marketing efforts made by hotel personnel and outside parties. Marketing expenses are fixed with the exception of reservations, fees, and commissions, which are calculated as a percentage of rooms revenue.

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Based on the location of the subject property, the local market for transient accommodations, the competitive environment, and the hotel's anticipated market segmentation, we have developed the following marketing forecast using a fixed and variable component model.

================================================================================
Table 10-17  Forecast of Marketing Expense
--------------------------------------------------------------------------------

                                   1997      1998   Stabilized    2000     2001
--------------------------------------------------------------------------------
Total Marketing Expense (+000)   $  125    $  128     $  133    $  137   $  142
Percentage of Total Revenue         5.9%      6.0%       6.0%      6.0%     6.0%
Amount per Available Room        $1,247    $1,282     $1,327    $1,373   $1,421
Amount per Occupied Room         $ 4.44    $ 4.68     $ 4.85    $ 5.02   $ 5.19
--------------------------------------------------------------------------------

Franchise Fee

Franchise expense represents the fees paid to Howard Johnson Franchise Systems, Inc. for the use of the company's name, trade marks, and service marks. The following table illustrates the projection of the subject property's franchise fee.

================================================================================
Table 10-18  Forecast of Franchise Fee
--------------------------------------------------------------------------------

                                   1997      1998   Stabilized    2000     2001
--------------------------------------------------------------------------------
Franchise Fees Expense (+000)    $   77    $   78     $  80     $   83   $   86
--------------------------------------------------------------------------------

Property Operations and Maintenance

Property operations and maintenance expense is another expense category that is largely controlled by management. Except for repairs that are necessary to keep the facility open and prevent damage (e.g., plumbing, heating, and electrical items), most maintenance can be deferred for varying lengths of time.

Maintenance is an accumulating expense. If management elects to postpone performing a required repair, they have not eliminated or saved the expenditure; they have only deferred payment until a later date. A lodging facility that operates with a lower-than-normal maintenance budget is likely to accumulate a considerable amount of deferred maintenance.

The age of a lodging facility has a strong influence on the required level of maintenance. A new or thoroughly renovated property is protected for several years by modern equipment and manufacturers' warranties. However,

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as a hostelry grows older, maintenance expenses escalate. A well-organized preventive maintenance system often helps delay deterioration, but most facilities face higher property operations and maintenance costs each year, regardless of the occupancy trend. The quality of initial construction can also have a direct impact on future maintenance requirements. The use of high-quality building materials and construction methods generally reduces the need for maintenance expenditures over the long term.

Property operations and maintenance is considered an operating expense; as such, it includes only those components that can be expensed, rather than capitalized, under Internal Revenue Service regulations. For example, if a table leg is broken, the repair of that leg is considered an expense and is chargeable to property operations and maintenance. If the table is replaced, it becomes a capital expenditure and does not appear under the property operations and maintenance category. Appraisers account for capital replacement of items such as furniture and equipment in the reserve for replacement account, which is discussed later in this section. Property operations and maintenance costs are relatively fixed, and are projected as follows.

================================================================================
Table 10-19  Forecast of Property Operations and Maintenance Expense
--------------------------------------------------------------------------------

                                   1997      1998   Stabilized    2000     2001
--------------------------------------------------------------------------------
Total Property Oper.& Maint.
  Exp. (+000)                    $  140    $  144     $  149    $  154   $  160
Percentage of Total Revenue         6.7%      6.8%       6.8%      6.8%     6.8%
Amount per Available Room        $1,401    $1,440     $1,490    $1,542   $1,596
Amount per Occupied Room         $ 4.98    $ 5.26     $ 5.44    $ 5.63   $ 5.83
--------------------------------------------------------------------------------

Energy Expense

The energy consumption of a lodging facility takes several forms, including water and space heating, air conditioning, lighting, cooking fuel, and other miscellaneous power requirements. The most common sources of hotel energy are electricity, natural gas, fuel oil, and steam. This category also includes the cost of water service.

Total energy cost depends on the source and quantity of fuel used. Electricity tends to be the most expensive source, followed by oil and gas. Although all hotels consume a sizable amount of electricity, many properties supplement their energy requirements with less expensive sources, such as gas and oil, for heating and cooking.

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A large portion of a hostelry's energy consumption is relatively fixed. Restaurants, kitchens, public areas, and corridors must be continually lighted and climate-controlled, regardless of occupancy. The energy cost of an additional occupied room (i.e., a few hours of light, television, heat, or air conditioning) is minimal. The following table presents our forecast of the subject property's energy expense.

================================================================================
Table 10-20  Forecast of Energy Expense
--------------------------------------------------------------------------------

                                   1997      1998   Stabilized    2000     2001
--------------------------------------------------------------------------------
Total Energy Ezpense (+000)      $  141    $  145     $  150    $  156   $  161
Percentage of Total Revenue         6.7%      6.8%       6.8%      6.8%     6.8%
Amount per Available Room        $1,408    $1,454     $1,505    $1,558   $1,612
Amount per Occupied Room         $ 5.01    $ 5.31     $ 5.50    $ 5.69   $ 5.89
--------------------------------------------------------------------------------

Property Taxes

The estimate of property taxes was detailed in a previous section of this report. The following table summarizes these projections.

================================================================================
Table 10-21  Forecast of Property Taxes
--------------------------------------------------------------------------------

                                   1997      1998   Stabilized    2000     2001
--------------------------------------------------------------------------------
Forecast Property Taxes (+000)   $   93    $   99     $  102    $  106   $  110


-------------------------------------------------------------------------------

Insurance Expense

The insurance expense category consists of the cost of insuring the hotel and its contents against damage or destruction by fire, weather, sprinkler leakage, boiler explosion, plate glass breakage, and so forth. It does not include liability coverage, which is a component of administrative and general expense.

Insurance rates are based on many factors, including building design and construction, fire detection and extinguishing equipment, fire district, distance from the firehouse, and the area's fire experience. Insurance expenses do not vary with occupancy.

Based on historical levels, we project the subject property's insurance expense at approximately $93,000 in 1997. In subsequent years, this amount is assumed to increase in tandem with inflation. The following table outlines our projection of insurance expense.

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================================================================================
Table 10-22  Forecast of Insurance Expense
--------------------------------------------------------------------------------

                                      1997    1998  Stabilized    2000    2001
--------------------------------------------------------------------------------
Forecast Insurance Expense (+000)    $  32   $  33    $  34      $  36   $  37

--------------------------------------------------------------------------------

Reserve for Replacement

Furniture, fixtures, and equipment are essential to the operation of a lodging facility, and their quality often influences a property's class. This category includes all non-real estate items that are capitalized, rather than expensed. The furniture, fixtures, and equipment of a hotel are exposed to heavy use and must be replaced at regular intervals. The useful life of these items is determined by their quality, durability, and the amount of guest traffic and use.

Periodic replacement of furniture, fixtures, and equipment is essential to maintain the quality, image, and income-producing potential of a lodging facility. Because capitalized expenditures are not included in the operating statement but nevertheless affect an owner's cash flow, an appraisal should reflect these expenses in the form of an appropriate reserve for replacement.

Our industry experience indicates that a reserve for replacement of 3% to 5% of total revenue is generally sufficient to provide for the timely replacement of furniture, fixtures, and equipment. Because the reserve for replacement is based on a percentage of total revenue, it has no fixed component.

Based on an analysis of comparable lodging facilities, we believe that a reserve for replacement of 4% of total revenue is sufficient to provide for the periodic replacement of the subject property's furniture, fixtures, and equipment. This amount is consistent with the reserve account contributions currently made by the hotel. The following table summarizes the projected reserve for replacement.

================================================================================
Table 10-23  Forecast of Reserve for Replacement
--------------------------------------------------------------------------------

                                         1997   1998  Stabilized    2000   2001
--------------------------------------------------------------------------------
Reserve for Replacement Expense (+000)  $  84  $  85    $  88      $  91  $  95

--------------------------------------------------------------------------------

Equipment Rental

The equipment rental category is comprised of lease payments for the rental of the shuttle van and other miscellaneous equipment. For the purposes of this appraisal, we have assumed that upon expiration of the subject property's equipment leases, it will enter into other lease agreements under the

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prevailing lease terms. Based on the 1995 equipment rental of $12,000, we have forecasted equipment rent to increase in tandem with the underlying inflation rate of 3.5%. The following table illustrates our projection of equipment rent.

================================================================================
Table 10-24  Forecast of Equipment Rental
--------------------------------------------------------------------------------

                                     1997    1998  Stabilized    2000    2001
--------------------------------------------------------------------------------
Equipment Rental                    $  13   $  14    $  14      $  15   $  15

--------------------------------------------------------------------------------

Summary of Projections

Based on the preceding analysis, we have formulated a forecast of income and expense. The table on the following page presents a detailed forecast through the stabilized year, including amounts per available room (PAR) and per occupied room (POR). For the purpose of comparison, this table also presents the subject property's most recent full year of operating history. The second table illustrates our ten-year forecast of income and expense in less detail. The forecasts pertain to calendar operating years beginning January 1, 1997, and are expressed in inflated dollars for each year.

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================================================================================
Table 10-25  Detailed Forecast of Income and Expense through the Stabilized Year and Most Recent Operating History, Howard Johnson, Woburn, Massachusetts (+000)
--------------------------------------------------------------------------------

                                    Historical Operating Results
                               ---------------------------------------
Calendar Years Ending:             1995                                          1997
Number of Rooms:                    100                                           100
Occupancy:                        68.7%                                         77.0%
Average Rate:                    $58.66                                        $68.26
Days Open:                          365                                           365
Occupied Rooms:                  24,813    % Gross        PAR        POR       28,105   % Gross      PAR        POR
----------------------------------------------------------------------------------------------------------------------
REVENUE
  Rooms                        $  1,456       90.5 %   $ 14,556   $  58.66   $  1,918      91.2 %  $ 19,180  $  68.24
  Telephone                          35        2.2          351       1.42         53       2.5         530      1.89
  Minor Operated Depts               49        3.0          485       1.96         54       2.6         540      1.92
  Other Income                       70        4.3          695       2.80         77       3.7         770      2.74
    Total Revenues                1,609      100.0       16,088      64.84      2,102     100.0      21,020     74.79
----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
  Rooms                             337       23.1        3,367      13.57        427      22.3       4,270     15.19
  Telephone                          21       60.5          213       0.86         27      50.9         270      0.96
  Minor Operated Depts               14       29.2          142       0.57         20      37.0         200      0.71
    Total Dept. Expenses            372       23.1        3,721      15.00        474      22.5       4,740     16.87
----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME               1,237       76.9       12,367      49.84      1,628      77.5      16,280     57.93
----------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
  Administrative & General          174       10.8        1,736       7.00        228      10.8       2,280      8.11
  Management Fee                     48        3.0          483       1.95         63       3.0         630      2.24
  Marketing                          88        5.4          875       3.53        125       5.9       1,250      4.45
  Franchise Fees                     47        2.9          466       1.88         77       3.7         770      2.74
  Property Oper. & Maint.           115        7.1        1,149       4.63        140       6.7       1,400      4.98
  Energy                            172       10.7        1,716       6.92        141       6.7       1,410      5.02
    Total Operating Expenses        643       39.9        6,426      25.90        774      36.8       7,740     27.54
----------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                        594       37.0        5,941      23.94        854      40.7       8,540     30.39
----------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
  Property Taxes                     97        6.0          966       3.89         93       4.4         930      3.31
  Insurance                          27        1.7          274       1.10         32       1.5         320      1.14
  Reserve for Replacement            64        4.0          644       2.59         84       4.0         840      2.99
  Equipment Rent                     12        0.8          124       0.50         13       0.6         130      0.46
    Total                           201       12.5        2,007       8.09        222      10.5       2,220      7.90
----------------------------------------------------------------------------------------------------------------------
NET INCOME                     $    393       24.5        3,933   $  15.85   $    632      30.2    $  6,320  $  22.49
======================================================================================================================

Calendar Years Ending:             1998                               Stabilized
Number of Rooms:                    100                                      100
Occupancy:                        75.0%                                    75.0%
Average Rate:                    $70.99                                   $73.47
Days Open:                          365                                      365
Occupied Rooms:                  27,375  % Gross        PAR       POR      27,375   % Gross      PAR      POR
----------------------------------------------------------------------------------------------------------------
REVENUE
  Rooms                        $  1,943      91.2 %  $ 19,430  $  70.98  $  2,011      91.2 % $ 20,110  $  73.46
  Telephone                          53       2.5         530      1.94        55       2.5        550      2.01
  Minor Operated Depts               55       2.6         550      2.01        57       2.6        570      2.08
  Other Income                       79       3.7         790      2.89        82       3.7        820      3.00
    Total Revenues                2,130     100.0      21,300     77.81     2,205     100.0     22,050     80.55
----------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
  Rooms                             437      22.5       4,370     15.96       452      22.5      4,520     16.51
  Telephone                          27      50.9         270      0.99        28      50.9        280      1.02
  Minor Operated Depts               20      36.4         200      0.73        21      36.8        210      0.77
    Total Dept. Expenses            484      22.7       4,840     17.68       501      22.7      5,010     18.30
----------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME               1,646      77.3      16,460     60.13     1,704      77.3     17,040     62.25
----------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
  Administrative & General          234      11.0       2,340      8.55       242      11.0      2,420      8.84
  Management Fee                     64       3.0         640      2.34        66       3.0        660      2.41
  Marketing                         128       6.0       1,280      4.68       133       6.0      1,330      4.86
  Franchise Fees                     78       3.7         780      2.85        80       3.6        800      2.92
  Property Oper. & Maint.           144       6.8       1,440      5.26       149       6.8      1,490      5.44
  Energy                            145       6.8       1,450      5.30       150       6.8      1,500      5.48
    Total Operating Expenses        793      37.3       7,930     28.97       820      37.2      8,200     29.95
----------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                        853      40.0       8,530     31.16       884      40.1      8,840     32.29
----------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
  Property Taxes                     99       4.6         990      3.62       102       4.6      1,020      3.73
  Insurance                          33       1.5         330      1.21        34       1.5        340      1.24
  Reserve for Replacement            85       4.0         850      3.11        88       4.0        880      3.21
  Equipment Rent                     14       0.7         140      0.51        14       0.6        140      0.51
    Total                           231      10.8       2,310      8.44       238      10.7      2,380      8.69
----------------------------------------------------------------------------------------------------------------
NET INCOME                     $    622      29.2    $  6,220  $  22.72  $    646      29.4   $  6,460  $  23.60
================================================================================================================


--------------------------------------------------------------------------------

HVS International, Mineola, New York         Income Capitalization Approach  112
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================================================================================
Table 10-26  Ten-Year Forecast of Income and Expense, Howard Johnson, Woburn,
             Massachusetts(+000)
--------------------------------------------------------------------------------

Calendar Years Ending:          1997               1998              1999               2000               2001
                             -----------------  ----------------- -----------------  -----------------  ----------------
Number of Rooms:                 100                100               100                100                100
Occupied Rooms:               28,105             27,375            27,375             27,375             27,375
Occupancy:                     77.0%    % of      75.0%    % of     75.0%    % of      75.0%    % of      75.0%    % of
Average Rate:                 $68.26    Gross    $70.99    Gross   $73.47    Gross    $76.05    Gross    $78.71    Gross
---------------------------- -----------------  ----------------- -----------------  -----------------  ----------------
REVENUE
  Rooms                       $1,918     91.2%   $1,943     91.2%  $2,011     91.2%   $2,082    91.2%    $2,155    91.2%
  Telephone                       53      2.5        53      2.5       55      2.5        57     2.5         59     2.5
  Minor Operated Depts            54      2.6        55      2.6       57      2.6        59     2.6         61     2.6
  Other Income                    77      3.7        79      3.7       82      3.7        85     3.7         88     3.7
    Total                      2,102    100.0     2,130    100.0    2,205    100.0     2,283   100.0      2,363   100.0
---------------------------- -----------------  ----------------- -----------------  -----------------  ----------------
DEPARTMENTAL EXPENSES
  Rooms                          427     22.3       437     22.5      452     22.5       468    22.5        484    22.5
  Telephone                       27     50.9        27     50.9       28     50.9        29    50.9         30    50.8
  Minor Operated Depts            20     37.0        20     36.4       21     36.8        21    35.6         22    36.1
    Total                        474     22.5       484     22.7      501     22.7       518    22.7        536    22.7
---------------------------- -----------------  ----------------- -----------------  -----------------  ----------------
DEPARTMENTAL INCOME            1,628     77.5     1,646     77.3    1,704     77.3     1,765    77.3      1,827    77.3
---------------------------- -----------------  ----------------- -----------------  -----------------  ----------------
OPERATING EXPENSES
  Administrative & General       228     10.8       234     11.0      242     11.0       251    11.0        259    11.0
  Management Fee                  63      3.0        64      3.0       66      3.0        68     3.0         71     3.0
  Marketing                      125      5.9       128      6.0      133      6.0       137     6.0        142     6.0
  Franchise Fees                  77      3.7        78      3.7       80      3.6        83     3.6         86     3.6
  Property Oper. & Maint         140      6.7       144      6.8      149      6.8       154     6.7        160     6.8
  Energy                         141      6.7       145      6.8      150      6.8       156     6.8        161     6.8
    Total                        774     36.8       793     37.3      820     37.2       849    37.1        879    37.2
---------------------------- -----------------  ----------------- -----------------  -----------------  ----------------
HOUSE PROFIT                     854     40.7       853     40.0      884     40.1       916    40.2        948    40.1
---------------------------- -----------------  ----------------- -----------------  -----------------  ----------------
FIXED EXPENSES
  Property Taxes                  93      4.4        99      4.6      102      4.6       106     4.6        110     4.7
  Insurance                       32      1.5        33      1.5       34      1.5        36     1.6         37     1.6
  Reserve for Replacement         84      4.0        85      4.0       88      4.0        91     4.0         95     4.0
  Equipment Rent                  13      0.6        14      0.7       14      0.6        15     0.7         15     0.6
    Total                        222     10.5       231     10.8      238     10.7       248    10.9        257    10.9
---------------------------- -----------------  ----------------- -----------------  ----------------   ----------------
NET INCOME                    $  632     30.2%   $  622     29.2%  $  646     29.4%   $  668    29.3%    $  691    29.2%
============================ =================  ================= =================  ================   ================

Calendar Years Ending:          2002                2003               2004              2005              2006
                              ----------------   ----------------   ---------------   ----------------  ----------------
Number of Rooms:                 100                 100                100               100               100
Occupied Rooms:               27,375              27,375             27,375            27,375            27,375
Occupancy:                     75.0%    % of       75.0%    % of      75.0%    % of     75.0%    % of     75.0%    % of
Average Rate:                 $81.46    Gross     $84.31    Gross    $87.26    Gross   $90.32    Gross   $93.48    Gross
---------------------------- -----------------   ----------------   ---------------   ----------------  ----------------
REVENUE
  Rooms                       $2,230    91.2%     $2,308    91.2%    $2,389    91.2%   $2,472    91.2%   $2,559    91.2%
  Telephone                       61     2.5          63     2.5         65     2.5        68     2.5        70     2.5
  Minor Operated Depts            63     2.6          66     2.6         68     2.6        70     2.6        73     2.6
  Other Income                    91     3.7          94     3.7         97     3.7       101     3.7       104     3.7
    Total                      2,445   100.0       2,531   100.0      2,619   100.0     2,711   100.0     2,806   100.0
---------------------------- -----------------   ----------------   ---------------   ----------------  ----------------
DEPARTMENTAL EXPENSES
  Rooms                          501    22.5         519    22.5        537    22.5       556    22.5       575    22.5
  Telephone                       31    50.8          33    52.4         34    52.3        35    51.5        36    51.4
  Minor Operated Depts            23    36.5          24    36.4         25    36.8        26    37.1        26    35.6
    Total                        555    22.7         576    22.8        596    22.8       617    22.8       637    22.7
---------------------------- -----------------   ----------------   ---------------   ----------------  ----------------
DEPARTMENTAL INCOME            1,890    77.3       1,955    77.2      2,023    77.2     2,094    77.2     2,169    77.3
---------------------------- -----------------   ----------------   ---------------   ----------------  ----------------
OPERATING EXPENSES
  Administrative & General       268    11.0         278    11.0        287    11.0       298    11.0       308    11.0
  Management Fee                  73     3.0          76     3.0         79     3.0        81     3.0        84     3.0
  Marketing                      147     6.0         152     6.0        158     6.0       163     6.0       169     6.0
  Franchise Fees                  89     3.6          92     3.6         96     3.7        99     3.7       102     3.6
  Property Oper. & Maint.        165     6.7         171     6.8        177     6.8       183     6.8       190     6.8
  Energy                         167     6.8         173     6.8        179     6.8       185     6.8       191     6.8
    Total                        909    37.1         942    37.2        976    37.3     1,009    37.3     1,044    37.2
---------------------------- -----------------   ----------------   ---------------   ----------------  ----------------
HOUSE PROFIT                     981    40.2       1,013    40.0      1,047    39.9     1,085    39.9     1,125    40.1
---------------------------- -----------------   ----------------   ---------------   ----------------  ----------------
FIXED EXPENSES
  Property Taxes                 113     4.6         117     4.6        122     4.7       126     4.6       130     4.6
  Insurance                       38     1.6          40     1.6         41     1.6        42     1.5        44     1.6
  Reserve for Replacement         98     4.0         101     4.0        105     4.0       108     4.0       112     4.0
  Equipment Rent                  16     0.7          16     0.6         17     0.6        17     0.6        18     0.6
    Total                        265    10.9         274    10.8        285    10.9       293    10.7       304    10.8
---------------------------- -----------------   ----------------   ---------------   ----------------  ----------------
NET INCOME                    $  716    29.3%     $  739    29.2%    $  762    29.0%   $  792    29.2%   $  821    29.3%
============================ =================   ================   ================  ================  ================

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The conversion of a property's projected net income into an estimate of value is based on the premise that investors typically purchase real estate with a small amount of equity cash (25% to 40%) and a large amount of mortgage financing (60% to 75%). The amounts and terms of available mortgage financing and the rates of return that are required to attract sufficient equity capital form the basis for allocating the net income between the mortgage and equity components and deriving a value estimate.

Mortgage Component

Data for the mortgage component may be developed from statistics of actual hotel mortgages made by long-term lenders. The American Council of Life Insurance, which represents 20 large life insurance companies, publishes quarterly information pertaining to the hotel mortgages issued by its member companies. The following table summarizes the average mortgage interest rates of the hotel loans made by these lenders. In addition, the A corporate bond yield (as reported by Moody's Bond Record) is shown for the purpose of comparison.

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Table 10-27  Average Mortgage Interest Rates and Average A Corporate Bond Yields
--------------------------------------------------------------------------------

                                                  Average A
                                  Average         Corporate
         Period                Interest Rate      Bond Yield
--------------------------------------------------------------------------------
  1st Quarter 1996                 7.79 %             7.37 %
  4th Quarter 1995                 8.44               7.28
  3rd Quarter 1995                 8.61               7.67
  2nd Quarter 1995                 9.25               7.87
  1st Quarter 1995                 9.14               8.50
  3rd Quarter 1994                 9.64               8.48
  2nd Quarter 1994                 9.38               8.28
  4th Quarter 1993                 9.38               7.80
  3rd Quarter 1993                 8.41               7.28
  2nd Quarter 1993                10.53               9.65
  4th Quarter 1992                 9.43               8.48
  3rd Quarter 1992                 9.99               8.38
  2nd Quarter 1992                 9.47               8.79
  1st Quarter 1992                10.02               8.81
  4th Quarter 1991                10.49               8.97
  3rd Quarter 1991                10.03               9.29
  2nd Quarter 1991                10.75               9.45
  3rd Quarter 1990                10.47               9.89
  2nd Quarter 1990                10.58               9.83
  4th Quarter 1989                 9.96               9.42
  3rd Quarter 1989                 9.55               9.46
  2nd Quarter 1989                10.54               9.93
  1st Quarter 1989                10.39              10.16
  4th Quarter 1988                10.07              10.03
  3rd Quarter 1988                10.66              10.51
  2nd Quarter 1988                10.09              10.33
  4th Quarter 1987                10.41              10.45
  3rd Quarter 1987                10.00               9.95
  2nd Quarter 1987                 9.81               9.46
  1st Quarter 1987                 9.43               9.19
  4th Quarter 1986                 9.44               9.55
  3rd Quarter 1986                 9.56               9.71
  2nd Quarter 1986                 9.80               9.91
  1st Quarter 1986                10.99              10.62

        Sources: American Council of Life Insurance; Moody's Bond Record
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Because of the six- to nine-month lag time in reporting and publishing hotel mortgage statistics, it is necessary to update this information to reflect current lending practices. Research by HVS International indicates that there is a close mathematical relationship between the average interest rate of a hotel mortgage and the concurrent yield on an average A corporate bond. Through a regression analysis, this relationship is expressed as follows.

                            Y = 2.76078 + 0.782280 X

      Where: Y = Estimated Hotel/Motel Mortgage Interest Rate
             X = Current Average A Corporate Bond Yield
                 (Coefficient of correlation is 96.4%)

The yield on A corporate bonds for the third quarter of 1996, as reported by Moody's Bond Record, was 7.91%. Using a factor of 7.91% in the equation presented above produces an estimated hotel/motel interest rate of 8.95%.

In addition to the mortgage interest rate estimate derived from this regression analysis, HVS International constantly monitors the terms of hotel mortgage loans made by our institutional lending clients. In the past year, we have noted an increase in the availability of debt financing, and many lenders have returned to the market. The current level of lending activity represents a significant increase from the restricted environment of the early 1990s. Nonetheless, the market for hotel mortgage loans remains somewhat tight, particularly when compared to the conditions that prevailed in the mid-to late 1980s. In the current lending climate, strong hotel projects that are structured on an economic basis can secure mortgage financing at interest rates ranging from 8% to 11%, depending on the property, location, affiliation, and operator.

In the 1980s, when hotel mortgages were widely available, loan-to-value ratios typically ranged from 75% to 80%. Amortization schedules were generally based on 30 years, although the term of the loan was more likely to be seven to ten years. The few loans that were underwritten in the early 1990s were based on far more stringent parameters: loan-to-value ratios declined to a range of 50% to 65%, and amortization periods of 20 to 25 years were most common.

With the recent reemergence of hotel financing, loan-to-value requirements and amortization schedules have loosened somewhat. At present, we find that lenders who are active in the market are using loan-to-value ratios of

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65% to 75%, and amortization periods of 25 to 30 years. The exact terms offered depend on specific factors such as the property's location, the age and quality of the physical facility, local hostelry market conditions, and (perhaps more significantly) the profile of the borrower. The strongest projects typically command the highest loan-to-value ratios.

Based on the preceding analysis of the current lodging industry mortgage market and adjustments for specific factors such as the property's location and conditions in the local hotel market, it is our opinion that a 9.5% interest, 20-year amortization mortgage with a 0.111856 constant is appropriate for the subject property. We believe that a mortgage lender will lend up to 70% of the hotel's market value as determined by this appraisal.

Equity Component

The remaining capital required for a hotel investment generally comes from the equity investor. The rate of return that an equity investor expects over a ten-year holding period is known as the equity yield. Unlike the equity dividend, which is a short-term rate of return, the equity yield specifically considers a long-term holding period (generally ten years), annual inflation-adjusted cash flows, property appreciation, mortgage amortization, and proceeds from a sale at the end of the holding period.

It is difficult to quantify the rate of return required by equity investors who are seeking to purchase hotel properties. To establish an appropriate equity yield rate, HVS International uses two sources of data: past appraisals and investor interviews.

Past Appraisals - During the past 12 months, HVS International has appraised more than 400 hotels, including properties located in most major national markets. Each appraisal used a similar mortgage-equity approach in which income is projected and then discounted to a current value at rates reflecting the cost of debt and equity capital. In the case of hotels that were sold subsequent to our valuations, we are able to determine an appropriate equity yield rate by excluding incentive management fees from the projection of income and expense, inserting the projection into a valuation model, and adjusting the appraised value to reflect the actual sales price by modifying the return assumptions. The following table shows a representative sample of hotels that were sold shortly after we appraised them, along with the imputed equity return based on our valuation approach.

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Table 10-28  Sample of Hotels Sold
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                                                         No. of    Date of                    Overall    Total Property    Equity
Hotel                            City and State          Rooms       Sale   Selling Price       Rate         Yield         Yield
----------------------------------------------------------------------------------------------------------------------------------
Ritz-Carlton                     Phoenix, AZ               281       2/94    $23,000,000       11.0%         14.6%         21.7%
Marriott Marina                  Fort Lauderdale, FL       580       2/94     40,000,000       12.2          16.4          26.7
Holiday Inn                      Edison, NJ                274       3/94     11,803,000        7.8          17.0          26.3
Crescent Hotel                   Phoenix, AZ               342       3/94     26,000,000        6.5           7.2           2.2
Checkers Hotel Kempinski         Los Angeles, CA           173       4/94     12,750,000        3.0          18.3          27.0
Best Western Fireside Inn        Cambria, CA                46       4/94      3,377,000       11.7          15.8          24.3
Phoenician Resort                Phoenix, AZ               580       4/94    224,000,000        6.6           9.3           8.9
Newark-Fremont Hilton            Newark, CA                300       5/94      8,950,000        8.8          14.9          20.7
Radisson Inn                     Orlando, FL               299       5/94     11,150,000       12.9          18.0          28.2
Westin Kauai                     Lihue, Kauai, HI          840       6/94     97,400,000       (1.9)          8.1           7.2
Residence Inn                    Binghamton, NY             72       6/94      6,325,000       10.8          13.9          21.9
Hotel Millenium                  New York, NY              561       6/94     75,000,000        9.5          14.1          23.0
Best Western Otay Valley         Chula Vista, CA           120       7/94      2,350,000       13.2          21.1          31.8
Hampton Inn                      Islandia, NY              121       7/94      6,572,000       12.6          16.6          28.2
Hampton Inn                      Willow Grove, PA          150       7/94     10,220,000       11.0          14.3          23.0
Hampton Inn                      West Palm Beach, FL       136       7/94      4,220,000       10.8          10.8          14.3
Hampton Inn                      Naples, FL                107       7/94      5,700,000       11.4          11.5          24.9
Hampton Inn                      Albany, NY                126       7/94      9,204,000        9.3          11.5          15.8
Marriott Hotel                   South Bend, IN            299       7/94     11,500,000       10.5          13.2          18.9
Marriott SFO                     Burlingame, CA            684       8/94     61,700,000       10.2          13.2          19.0
Westfields Conference Center     Chantilly, VA             340       8/94     46,000,000       12.3          15.9          25.3
Radisson Mark Resort             Vail, CO                  349       9/94     25,200,000        8.9          15.8          24.1
Marriott East Side               New York, NY              664      10/94     55,000,000        8.5           9.7          11.1
Marriott Resort                  Vail, CO                  349      10/94     25,200,000       14.2          18.9          30.5
Marriott Quorum                  Addison, TX               547      10/94     29,815,000       13.5          18.2          31.8
Sheraton Hotel                   Hasbrouck Heights, NJ     338      11/94     10,450,000       18.3          21.1          30.7
Sheraton Inn                     Napa, CA                  191      12/94      9,968,000        8.9          13.7          19.8
Marriott Fisherman's Wharf       San Francisco, CA         255      12/94     27,755,000       10.8          13.4          19.4
Marriott Hotel                   Portland, OR              503      12/94     45,000,000       12.9          17.4          30.0
Radisson Inn                     Springfield, MO           199      12/94      5,800,000        8.2          10.1          11.3
Williamsburg Hilton              Williamsburg, VA          291      12/94     15,000,000       15.4          19.0          32.0
Marriott Tech Center             Denver, CO                625      12/94     36,000,000       13.7          16.4          27.1
Holiday Inn Sunspree             Singer Island, FL         222      12/94     11,900,000        8.6          10.6          12.4
The Plaza                        New York, NY              805       6/95    325,000,000        7.0          11.0          14.0
Fullerton Suites                 Fullerton, CA              96       5/95      5,000,000       12.9          18.7          28.5
Residence Inn                    Baton Rouge, LA            80       6/95      6,518,000       12.7          14.8          21.2
Residence Inn                    Overland Park, KS         112       6/95      8,500,000        8.9          14.7          20.8
Residence Inn                    Des Moines, IA            112       6/95      7,660,000        9.8          14.1          19.6
Residence Inn                    Hunt Valley, MD            96       6/95      6,580,000       12.3          13.6          18.3
Residence Inn                    Kansas City, MO           112       6/95      6,560,000       10.4          13.2          19.8
Residence Inn                    Lincoln, NE               120       6/95      7,100,000       10.0          13.7          18.5
Embassy Suites                   Schaurmburg, IL           209      12/95     17,800,000       10.0          13.5          18.9
Marriott Hotel                   Andover, MA               293      12/95     24,000,000        9.7          13.5          19.2
Doubletree Suites                Valley Forge, PA          229      12/95     28,500,000       10.7          14.2          15.5
Marriott Hotel                   Tysons Corner, VA         390      12/95     41,100,000       10.7          13.1          18.0
Marriott Hotel                   Warner Center, CA         461      12/95     57,900,000        6.2          11.6          14.2
Hilton at the Club               Pleasanton, CA            294      12/95     22,000,000       10.5          13.4          17.0

                            Source: HVS International

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Investor Interviews - HVS International is in constant contact with numerous institutional and individual hotel investors. This source of equity funds has definite return requirements that can be expressed as an equity yield rate based on a ten-year projection of net income before incentive management fees but after debt service. Based on our surveys and investor interviews, the following table illustrates the range of equity yields generally required by individual and institutional investors.

================================================================================
Table 10-29  Equity Yield Requirements
--------------------------------------------------------------------------------
                Source                               Equity Yield Requirement

                Individual                                  20% - 24%
                Institution                                 18% - 22%
--------------------------------------------------------------------------------

Based on the assumed 70% loan-to-value ratio, the risk inherent in achieving the projected income stream, and the age, condition, and anticipated market position of the subject property, it is our opinion that an equity investor is likely to require an equity yield rate of 22% before payment of incentive management fees. This estimate is well supported by the equity yield requirements presented previously.

Terminal Capitalization Rate

Inherent in this valuation process is the assumption of a sale at the end of the ten-year holding period. The estimated reversionary sales price as of that date is calculated by capitalizing the projected 11th-year net income by an overall terminal capitalization rate. A percentage for the seller's brokerage and legal fees is deducted from this sales price, and the net proceeds to the equity interest (also known as the equity residual) are calculated by deducting the outstanding mortgage balance from the reversion.

To estimate a property's reversionary value, the appraiser must select a terminal capitalization rate and an allocation for brokerage and legal fees. The terminal capitalization rate is an overall rate that is applied to one stabilized year, and thus it inherently incorporates the cost of debt and equity capital. The terminal capitalization rate can be derived through a mortgage and equity band of investment technique which calculates the weighted average cost of the capital used in a hotel investment. Combining the mortgage financing terms derived previously (namely, a 70% loan-to-value ratio and a 0.111856 debt service constant) with a cash-on-cash equity dividend rate of 12% produces the following overall capitalization rate.

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                Percent of             Rate of            Weighted
                   Value               Return              Average
                ----------             -------            --------
Mortgage            70%          X     0.11186      =      0.07830
Equity              30%          X     0.12000      =      0.03600
                                                           -------
   Overall Capitalization Rate                             0.11430

Because this overall rate will be used to capitalize net income ten years from the date of value, an upward adjustment is appropriate to reflect the uncertainty inherent in this extended period. For the purpose of this valuation, we will use a terminal capitalization rate of 12%.

As a point of reference, the terminal capitalization rate can be compared to the going-in rate implied by the subject property's estimated value. The going-in rate reflects the capitalization rate that would be applicable if the hotel were operating at a stabilized level as of the date of value. This rate is calculated by dividing the stabilized net income (expressed in current dollars as of the date of value) by the value indicated by the income capitalization approach. Generally, the terminal capitalization rate is approximately 100 to 200 basis points above the going-in rate.

Summary of Valuation Variables

The following table summarizes the valuation variables that have been used to estimate the subject property's value via the income capitalization approach.

================================================================================
Table 10-30  Summary of Valuation Variables
--------------------------------------------------------------------------------

Annual Net Income                      NI           See Ten-Year Forecast
Loan-To-Value Ratio                    M                    70.0%
Interest Rate                          i                     9.5%
Debt Service Constant                  f                 0.111856
Equity Yield                           Ye                   22.0%
Brokerage and Legal Fees               b                     3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years     fp                0.155277
Terminal Capitalization Rate           Rr                   12.0%

--------------------------------------------------------------------------------

Valuation of the Mortgage and Equity Components

The valuation of the mortgage and equity components is accomplished through use of an algebraic equation that calculates the exact amount of debt and equity that the hotel will be able to support based on the anticipated cash flow (derived from the forecast of income and expense) and the specific return requirements demanded by the mortgage lender (interest)

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and the equity investor (equity yield). The equation and the calculations associated with this simultaneous valuation formula are set forth in the Addenda to this report.

Using the variables summarized above, we estimate the value of the subject property via the income capitalization approach at $5,309,000.

Proof of Value

The value is proven by calculating the yields to the mortgage and equity components during the projection period. If the mortgagee achieves a 9.5%yield and the equity yield is 22%, then $5,309,000 is the correct value by the income capitalization approach. Using the assumed financial structure set forth in the previous calculations, market value can be allocated between the debt and equity as follows.

          Mortgage Component (70%)     $ 3,717,000
          Equity Component (30%)         1,593,000
                                       -----------
            Total                      $ 5,309,000

The annual debt service is calculated by multiplying the mortgage component by the mortgage constant.

          Mortgage Component           $ 3,717,000
          Equity Component                0.111856
                                       -----------
            Annual Debt Service        $   415,768

The cash flow to equity is calculated by deducting the debt service from the projected net income before debt service.

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Table 10-31  Forecast of Net Income to Equity
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            Net Income
           Available for      Total Annual            Net Income
Year        Debt Service      Debt Service            to Equity
--------------------------------------------------------------------------

1997        $ 632,000      -   $ 416,000     =       $ 216,000
1998          622,000      -     416,000     =         206,000
1999          646,000      -     416,000     =         230,000
2000          668,000      -     416,000     =         252,000
2001          691,000      -     416,000     =         275,000
2002          716,000      -     416,000     =         300,000
2003          739,000      -     416,000     =         323,000
2004          762,000      -     416,000     =         346,000
2005          792,000      -     416,000     =         376,000
2006          821,000      -     416,000     =         405,000

--------------------------------------------------------------------------------

The equity residual at the end of the tenth year is calculated as follows.

            Reversionary Value     (   $850,000 /0.120)   $7,083,000
            Less:
              Brokerage and Legal Fees                       213,000
              Mortgage Balance                             2,677,000
                                                          ----------
                Net Sale Proceeds to Equity               $4,193,000

The overall property yield (before debt service), the yield to the lender, and the yield to the equity position have been calculated by computer with the following results.

================================================================================
Table 10-32  Overall Property Yields
--------------------------------------------------------------------------------

                                                     Projected Yield
                                                (Internal Rate of Return)
         Position                Value         Over 10-Year Holding Period
         -----------------------------------------------------------------
         Total Property          $5,309,000                 14.4 %
         Mortgage                 3,717,000                  9.4
         Equiy                    1,593,000                 22.0

         Note: Whereas the mortgage constant and value are calculated on the basis of monthly mortgage payments, the mortghage yield in this proof assumes single annual payments. As a result, the proof's derived yield may be slightly less than that actually input.

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The following tables demonstrate that the property receives its anticipated yields, proving that the $5,309,000 value is correct based on the assumptions used in this approach.

================================================================================
Table 10-33  Total Property Yield
--------------------------------------------------------------------------------

         Net Income before       Present Worth of $1           Discounted
Year        Debt Service           Factor @ 14.4%               Cash Flow
-------------------------------------------------------------------------

1997        $   632,000       x      0.874147         =       $   552,000
1998            622,000       x      0.764133         =           475,000
1999            646,000       x      0.667964         =           432,000
2000            668,000       x      0.583899         =           390,000
2001            691,000       x      0.510414         =           353,000
2002            716,000       x      0.446177         =           319,000
2003            739,000       x      0.390024         =           288,000
2004            762,000       x      0.340938         =           260,000
2005            792,000       x      0.298030         =           236,000
2006          7,692,000 *     x      0.260522         =         2,004,000
                                                              -----------
                             Total Property Value             $ 5,309,000

*10th year net income of  $821,000   plus sales proceeds of   $ 6,871,000

--------------------------------------------------------------------------------

================================================================================
Table 10-34  Mortgage Component Yield
--------------------------------------------------------------------------------

            Total Annual        Present Worth of $1            Discounted
Year        Debt Service           Factor @ 9.4%                Cash Flow
-------------------------------------------------------------------------

1997        $   416,000       x      0.914197         =       $   380,000
1998            416,000       x      0.835757         =           348,000
1999            416,000       x      0.764047         =           318,000
2000            416,000       x      0.698490         =           291,000
2001            416,000       x      0.638557         =           266,000
2002            416,000       x      0.583768         =           243,000
2003            416,000       x      0.533679         =           222,000
2004            416,000       x      0.487888         =           203,000
2005            416,000       x      0.446026         =           186,000
2006          3,093,000 *     x      0.407756         =         1,261,000
                                                              -----------
                             Value Of Mortgage Component      $ 3,718,000

*10th year debt service of  $416,000 plus outstanding mortgage balance of $2,677,000

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Table 10-35  Equity Component Yield
--------------------------------------------------------------------------------


             Net Income          Present Worth of $1           Discounted
Year          to Equity            Factor @ 22.2%               Cash Flow
-------------------------------------------------------------------------

1997        $   216,000       x      0.819756         =       $   177,000
1998            206,000       x      0.671999         =           138,000
1999            230,000       x      0.550875         =           127,000
2000            252,000       x      0.451583         =           114,000
2001            275,000       x      0.370187         =           102,000
2002            300,000       x      0.303463         =            91,000
2003            323,000       x      0.248766         =            80,000
2004            346,000       x      0.203927         =            71,000
2005            376,000       x      0.167170         =            63,000
2006          4,599,000 *     x      0.137039         =           630,000
                                                               ----------
              Value of Equity Component                        $1,593,000

*10th year net income to equity of   $405,000 plus sales proceeds of $4,194,000

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Valuation Method Two: Discounted Cash Flow

The total property yield derived from the previous valuation method was 14.4%. After reviewing the total property yields indicated by recent hotel sales, which ranged from 7.2% to 21.1%, it is our opinion that a 14% discount factor would be appropriate for the Howard Johnson. The following table illustrates the discounted cash flow analysis using a 14% discount factor.

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Table 10-36  Discounted Cash Flow Analysis
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                                        Discount
                            Net           Factor           Discounted
      Calendar Year       Income         @ 14.0%            Cash Flow
      ---------------------------------------------------------------

           1997        $  632,000        0.87719           $  554,386
           1998           622,000        0.76947              478,609
           1999           646,000        0.67497              436,032
           2000           668,000        0.59208              395,510
           2001           691,000        0.51937              358,884
           2002           716,000        0.45559              326,200
           2003           739,000        0.39964              295,332
           2004           762,000        0.35056              267,126
           2005           792,000        0.30751              243,546
           2006         7,691,833 *      0.26974            2,074,824

                               Estimated Market Value:     $5,430,448
                                                (Say:)     $5,400,000

                               Reversion Analysis
                               ------------------
          11th Year's Net Income           $  850,000
          Capitalization Rate                   12.0%

          Total Sales Proceeds             $7,083,333
            Less: Broker & Legal @ 3.0%       212,500
                                           ----------

* 10th year net income of     $821,000 plus sales proceeds of $6,870,833
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Conclusion

Based on our extensive experience in the hotel industry and comprehensive support provided by literature published by the Appraisal Institute, it is our opinion that the valuation procedure embodied by Method One most closely reflects the investment rationale of typical hotel buyers. As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis and Valuations,(1) Method Two (which discounts the projected net income and reversion using an overall discount rate, or total property yield) "does not consider the impact of mortgage debt, leverage and the specific equity demands of typical hotel investors...This technique is simple but less reliable because the derivation of the discount rate has little support." In light of this consideration, we have relied on the $5,309,000 value conclusion indicated by Method One.


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236

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11.   Sales Comparison Approach

The sales comparison approach is based on the assumption that an informed purchaser will pay no more for a property than the cost to acquire an existing property with equal utility. This approach estimates market value by considering the sales prices indicated by recent transactions involving properties that are similar to the property being appraised. Dissimilarities are resolved with appropriate adjustments; these differences may pertain to the date of sale, the age of the property, location, construction, condition, layout, equipment, size, or external economic factors. The reliability of the sales comparison approach depends on three factors:

1.    the availability of timely, comparable sales data;

2. an understanding of the true terms of the sales and the motivation of the buyer and seller;

3. the degree of comparability, or the extent of the adjustments needed to reflect differences between the subject property and the comparable property.

In appraising lodging facilities, it is often difficult to find an adequate number of recent sales involving hotels that are truly comparable to the subject property. Consequently, it may be necessary to consider transactions involving properties in different market areas, and the required adjustments greatly diminish the reliability of the conclusions. Moreover, it is virtually impossible for an observer to determine the true motivations of the buyers and sellers involved in transactions. Hotel acquisition often represents a highly ego-driven process in which a number of external, non-market factors influence the purchase price. Unless the appraiser can quantify these influences, there is no way of knowing whether the purchase price paid actually reflects market value. A final consideration is the degree of similarity between the subject property and the comparable; in most cases, the differences are significant enough to require numerous subjective and unsubstantiated adjustments. Each adjustment represents a potential for error, and thus diminishes the reliability of this approach. As a result of these

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shortcomings, the use of the sales comparison approach in valuing hotels is primarily as a check against the value indicated by the income capitalization approach.

Hotel values declined in many areas of the country during the late 1980s and early 1990s, although a rebound began in 1994 and 1995. The downturn, which began in most markets in 1988, was largely attributable to lower operating incomes caused by an oversupply of new hotel rooms constructed during the mid-1980s. Overbuilding resulted in flat or declining average rates and occupancies, which caused revenues to fall. A number of other factors exacerbated the situation. The national recession caused a drop in demand in many markets during the early 1990s, and the Persian Gulf War created a virtual freeze on travel in the beginning of 1991, further limiting hotel demand. Operating costs continued to rise despite poor market conditions, resulting in a decline in the net operating income of hotels throughout the nation. Because operating costs have a large fixed component, many lodging facilities experienced precipitous drops in net income.

As bottom-line profits eroded, many hotels were unable to meet debt service, and hundreds of properties entered foreclosure or bankruptcy. Lenders and government agencies soon became hotel owners. Because most financial institutions were preoccupied with their distressed real estate, very little mortgage capital was available and the nation suffered from a well-publicized credit crunch. Most hotel transactions that occurred during the early 1990s were financed by the property owners, who, in most cases, were lenders.

In the early 1990s, the primary market participants were owner-operators with the expertise to turn around under-performing properties. Hotels were out of favor with passive investors as a result of the industry's poor operating performance and the uncertainty of future appreciation. The wide disparity in buyer and seller expectations also limited the number of transactions. Many sellers were unwilling to accept the fact that the market value of their hotel investments had declined below the cost of the project or the original investment. Moreover, many owners were faced with a significant tax burden upon sale, further reducing their willingness to settle for a price that was below the original acquisition cost.

As a result of these market forces, there was very little sales activity involving large, high-quality hotels. The primary difficulty was the lack of properties available for sale; owners who were not forced to sell opted to wait for prices to recover. The few hotels that did enter the market generally

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attracted 15 to 20 interested bidders, mostly consisting of owner-operators. As a result of the competition for these few assets, the prices of better-quality hotels began to escalate rapidly. In response, more sellers have been encouraged to place their products on the market.

An indicator of this market trend is the number of hotel sales that have occurred during the past few years. HVS International tracks major hotel transactions of more than $10,000,000 on an annual basis. In 1992, the number of major transactions was 67; a slightly lower level of 52 was registered in 1993. This total increased significantly (to 92) in 1994, and the 1995 total is estimated to have been 104.

In tandem with escalating prices, hotels are again being considered by traditional financing sources, which had virtually abandoned the hospitality industry by the early 1990s. Although many lenders are still approaching the market with a high degree of caution, it is now possible to obtain third-party financing for hotel transactions. The mortgage loans that are now being made are subject to fairly stringent requirements: loan-to-value ratios remain in the 65% to 75% range. The qualification of the borrower is also a crucial consideration for most lenders.

We believe that the upward trend in both pricing and sales activity will continue as financing becomes more available and additional buyers (particularly passive investors) enter the market. Consequently, it is important to consider the date of the transactions used in the sales comparison approach. When the comparable sales are not recent enough to provide an accurate picture of the current market, it may be necessary to make upward adjustments to the values indicated by the sales comparison and income capitalization approaches in recognition of the recent escalation.

Comparable Sales

Based on information provided by the Hospitality Market Data Exchange and compiled by the six offices of HVS International, the following transactions involved hotels that appear to have some degree of comparability to the subject property.

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Sale #1:
--------
Property:           Hampton Inn
Location:           6109 Glenwood Avenue
                    Raleigh, North Carolina
Date of Sale:       May, 1995
Sales Price:        $6,700,000
Grantor:            IMIC (International Management and Investment Corporation).
Grantee:            Winston Hotels, Inc.
Year Opened:        1986
Number of Rooms:    141
Price per Room:     $47,518
Confirmed By:       Schultz, Carr, Bissette & Associates
Comments:           The property features an outdoor swimming pool.

Sale #2:
--------
Property:           Comfort Inn
Location:           629 Frontage Road
                    Augusta, Georgia
Date of Sale:       May, 1995
Sales Price:        $6,000,000
Grantor:            IMIC (International Management & Investment Corporation)
Grantee:            Winston Hotels
Year Opened:        1989
Number of Rooms:    123
Price per Room:     $48,780
Confirmed By:       Schultz, Carr, Bissette & Associates
Comments:           The purchaser reportedly paid a premium for this property, in order to obtain the remaining  properties in the
                    portfolio.

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Sale #3:
--------
Property:           Comfort Inn
Location:           7625 Imperial Way
                    Fogelsville, Pennsylvania
Date of Sale:       March, 1995
Sales Price:        $7,000,000
Grantor:            Solow Hotel Corporation
Grantee:            Innkeepers USA, L.P.
Year Opened:        1990
Number of Rooms:    127
Price per Room:     $55,118
Confirmed By:       Pratt, White, and Whitney - Real Estate Appraisers and
                    Consultants

Sale #4:
--------
Property:           Independent Motel
Location:           Wells Beach, Maine
Date of Sale:       January, 1996
Sales Price:        $6,000,000
Grantor:            Vander W. Forbes and Mary E. Forbes
Grantee:            Lafayette Wells, Inc.
Year Opened:        1917
Number of Rooms:    122
Price per Room:     $47,244
Confirmed By:       Amidon Appraisal Company
Comments:           This property consists of at least six buildings constructed between 1917 and 1983.

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In addition to considering the above recent transactions, we have also reviewed the sale of the subject property, which occurred in March, 1994. The details of this transaction are summarized as follows:

Subject Property:
-----------------

Property:           Howard Johnson
Location:           Woburn, MA
Date of Sale:       March, 1994
Sales Price:        $2,698,482
Grantor:            Nippon Credit Bank, Ltd.
Grantee:            Chartwell/G.S.R. Hotels III Limited Partnership (an entity controlled by Ashford Financial Corporation)
Year Opened:        1972
Number of Rooms:    100
Price per Room:     $32,083
Confirmed By:       Grantee

In analyzing the sale of the subject property, it is important to consider the terms and conditions pertaining to the transaction. The subject property was acquired by Ashford Financial Corporation from Nippon Credit Bank, Ltd. in March of 1994 as part of a purchase of a mortgage loan secured by 15 hotel properties. The outstanding principal balance of the non-performing mortgage loan at the time of acquisition was $72,840,000, and the purchase price was $18,730,000. At the time of the closing, the mortgage loan was the subject of a settlement agreement between Nippon Credit Bank, Ltd. and Northeast Hotel Association, Inc., which was the owner of the subject property. The settlement agreement called for the conveyance of property deeds in lieu of foreclosure as well as a cash payment of $2,000,000 for the settlement of guaranty obligations. The above listed price represents an allocation of the total package price rather than a negotiated value for this single asset. Based on our understanding of the terms of this transaction, we do not believe that this sale was reflective of the market value of the individual hotel.

The relevance of the previous transaction involving the subject property is also undermined by the material change in market conditions which occurred between the date of this sale and the present date of value. Areawide occupancy and average rate have improved dramatically in the intervening months, and are forecasted to continue this positive trend. As previously discussed, the market for hotel investments has also improved

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significantly, due to changes in lender and investor attitudes. Finally, the property itself has undergone a significant renovation, with a total of $548,212 spent on upgrading the facilities and amenities in 1994 and 1995. An estimated $103,771 is expected to be spent in 1996. For these reasons, we are of the opinion that the 1994 sale involving the subject property is not a reliable indicator of the current value of the hotel.

Conclusion

Although the sales comparison approach may be useful in providing a value range and reflecting certain market characteristics, its applicability is limited by the numerous possible points of difference between the subject property and other hotels that have sold in recent years. These factors may include location, access, size, services and facilities offered, market conditions, chain affiliation, market orientation, management, rate structure, age, physical condition, date of sale, the highest and best use of the land, and the anticipated profitability of the operation. Circumstances surrounding a sale, such as financing terms, tax considerations, income guarantees, sales of partial interests, duress on the part of the buyer or seller, or a particular deal structure can also cause a disparity between the sales price and pure market value. Moreover, it is often difficult to determine the marketing periods that were necessary to consummate the transactions. It is extremely difficult to quantify the appropriate adjustment factors accurately because of their number and complexity, as well as the difficulty in obtaining specific, detailed information. Any attempt to manipulate the necessary adjustments is insupportable and purely speculative.

Because appraisers are expected to reflect the analytical processes and actions of typical buyers and sellers rather than to create a highly subjective valuation approach, the investment rationale of hotel owners is an essential consideration. As specialists in the valuation of hotels, we find that typical buyers purchase properties based on a thorough analysis of the anticipated economic benefits of property ownership, rather than on historical sales data.

In light of these factors, it is our opinion that the sales comparison approach is unsuitable for indicating a specific estimate of the subject property's market value; however, this approach may indicate a range of values that can be used to test the reasonableness of the value indicated by the income capitalization approach. Excluding the prior sale of the subject property, the sales prices range from approximately $47,000 to $55,000 per room, or $4,700,000 to $5,500,000 for the 100-unit subject property. The income capitalization approach indicates a value of $5,309,000, which falls within this range.

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12.   Cost Approach

The cost approach is founded on the principle of substitution, which implies that no prudent person will pay more for a property than the amount to acquire a site and construct a building of equal desirability and utility without undue delay. This approach estimates market value by first calculating the current cost of replacing the improvements. Appropriate deductions are made for depreciation resulting from physical deterioration, functional obsolescence, and external (economic) obsolescence, and the land value is added to the depreciated replacement cost to provide an estimate of market value. The cost approach employs the following steps.

1.    The current replacement or reproduction cost is estimated.

2. Land value is estimated using techniques such as allocation, extraction, or ground rent capitalization.

3. Accrued depreciation, which can be divided into physical deterioration, functional obsolescence, and external obsolescence, is estimated.

4. Total depreciation is deducted from the subject property's replacement cost, and the land value is added to arrive at an estimate of value via the cost approach.

When forming their purchase decisions regarding existing properties, market participants tend to consider the cost of developing a new hotel with optimal physical and functional utility. External conditions, such as the depressed market for real estate (and hotels in particular), can cause a property to be worth less than its replacement cost as new. The task of estimating the loss in value resulting from incurable functional and external obsolescence is highly subjective.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements age and begin to deteriorate, the loss in value resulting from physical obsolescence

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becomes increasingly difficult to quantify accurately. Loss in value attributable to functional obsolescence can be even more difficult to determine.

The subject property was constructed in 1972, and will be approximately 24 years old as of the date of this appraisal. The subject property appeared to be in good condition at the time of our inspection. The depressed hotel market conditions that prevailed in the late 1980s and the early 1990s have also led to a degree of external obsolescence. In our opinion, it is impossible to identify and quantify the impact of these factors on the property's value with any accuracy, so we will only estimate the replacement cost of the subject property.

Replacement Cost

Replacement cost is the current construction cost of a building with the same utility as the subject property, but built with modern materials and according to current construction and design standards. For the purpose of estimating the replacement cost of the subject property, we have used a hotel development cost survey conducted by HVS International. This survey is published annually in a newsletter entitled The Hotel Valuation Journal, and appeared in the May, 1995, issue of Lodging Hospitality. The survey presents the range of per-room costs associated with various components of hotel development, including the improvements, the furniture, fixtures, and equipment, pre-opening expenses, and operating capital. Statistics are compiled for three broad categories of hotels: luxury, standard, and economy. The results of this survey are presented in the following table.

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Table 12-1  Hotel Development Cost Survey (Amounts per Room)
------------------------------------------------------------------------------------------------------------------------------------

                  Improvements     Furniture & Equipment      Pre-Opening     Operating Capital         Total        Percent Change
-----------------------------------------------------------------------------------------------------------------------------------
1976
      Luxury   $32,000  -  $55,000   $5,000  -  $10,000   $1,000  -   $2,000  $1,000  -  $1,500  $39,000  -  $68,500    --  -    --
      Standard  20,000  -   32,000    3,000  -    6,000      750  -    1,000     750  -   1,000   24,500  -   40,000    --  -    --
      Economy    8,000  -   15,000    2,000  -    4,000      500  -    1,000     500  -     750   11,000  -   20,750    --  -    --
 1979
      Luxury    36,000  -   65,000    8,000  -   15,000    1,500  -    3,000   1,500  -   2,000   47,000  -   85,000   6.8  -   8.0
      Standard  25,000  -   36,000    5,000  -   10,000    1,000  -    2,000   1,000  -   1,500   32,000  -   49,500  10.2  -   7.9
      Economy   10,000  -   20,000    3,000  -    5,000      750  -    1,000     750  -   1,000   14,500  -   27,000  10.6  -  10.0
1981
      Luxury    45,000  -   80,000   10,000  -   20,000    2,000  -    3,500   2,000  -   2,500   59,000  -  106,000  12.8  -  12.4
      Standard  25,000  -   40,000    7,000  -   13,000    1,200  -    2,500   1,200  -   2,000   34,400  -   57,500   3.8  -   8.1
      Economy   13,000  -   25,000    4,000  -    7,000      700  -    1,200     900  -   1,200   18,600  -   34,400  14.1  -  13.7
1983
      Luxury    55,000  -  100,000   12,500  -   20,000    2,300  -    4,000   2,000  -   2,800   71,800  -  126,800  10.8  -   9.8
      Standard  35,000  -   50,000    9,000  -   15,000    1,400  -    3,000   1,300  -   2,200   46,700  -   70,200  17.9  -  11.0
      Economy   18,000  -   32,000    5,000  -    8,000      800  -    1,500     900  -   1,300   24,700  -   42,800  16.4  -  12.2
1985
      Luxury    60,000  -  115,000   13,400  -   30,000    3,000  -    5,000   2,100  -   3,100   78,500  -  153,100   4.7  -  10.4
      Standard  38,000  -   57,000    9,500  -   16,500    1,900  -    3,600   1,500  -   2,500   50,900  -   79,600   4.5  -   6.7
      Economy   20,000  -   36,000    5,000  -    8,800    1,000  -    1,700   1,000  -   1,500   27,000  -   48,000   4.7  -   6.1
1986
      Luxury    62,000  -  120,000   13,700  -   30,600    3,100  -    5,200   2,300  -   3,100   81,100  -  158,900   3.3  -   3.8
      Standard  39,000  -   60,000    9,700  -   16,800    2,000  -    3,800   1,500  -   2,600   52,200  -   83,200   2.6  -   4.5
      Economy   21,000  -   37,000    5,100  -    9,000    1,000  -    1,800   1,100  -   1,500   28,200  -   49,300   4.4  -   2.7
1987
      Luxury    63,000  -  122,000   13,800  -   30,900    3,300  -    5,500   2,300  -   3,200   82,400  -  161,600   1.6  -   1.7
      Standard  40,000  -   61,000    9,800  -   16,800    2,100  -    3,900   1,500  -   2,600   53,400  -   84,300   2.3  -   1.3
      Economy   21,000  -   39,000    5,200  -    9,100    1,100  -    1,800   1,100  -   1,500   28,400  -   51,400   0.7  -   4.3
1988
      Luxury    65,000  -  125,000   14,000  -   31,000    3,300  -    5,500   2,300  -   3,200   84,600  -  164,700   2.7  -   1.9
      Standard  41,000  -   63,000   10,000  -   17,100    2,100  -    3,900   1,500  -   2,600   54,600  -   86,600   2.2  -   2.7
      Economy   22,000  -   40,000    5,200  -    9,100    1,100  -    1,800   1,100  -   1,500   29,400  -   52,400   3.5  -   1.9
1989
      Luxury    66,000  -  126,000   15,000  -   32,000    3,300  -    5,500   2,300  -   3,200   86,600  -  166,700   2.4  -   1.2
      Standard  41,000  -   64,000   10,500  -   18,000    2,100  -    3,900   1,500  -   2,600   55,100  -   88,500   0.9  -   2.2
      Economy   22,000  -   40,000    5,500  -    9,700    1,100  -    1,800   1,100  -   1,500   29,700  -   53,000   1.0  -   1.1
1990
      Luxury    67,000  -  128,000   15,400  -   33,000    3,500  -    5,700   2,500  -   3,500   88,400  -  170,200   2.1  -   2.1
      Standard  42,000  -   65,000   10,800  -   18,500    2,200  -    4,000   1,600  -   2,800   56,600  -   90,300   2.7  -   2.0
      Economy   22,500  -   41,000    5,600  -   10,000    1,200  -    1,800   1,200  -   1,600   30,500  -   54,400   2.7  -   2.6
1991
      Luxury    65,000  -  122,000   14,500  -   31,500    3,700  -    5,900   2,600  -   3,600   85,800  -  163,000  (2.9) -  (4.2)
      Standard  40,000  -   63,000   10,000  -   17,800    2,300  -    4,200   1,700  -   2,900   54,000  -   87,900  (4.6) -  (2.7)
      Economy   21,000  -   39,000    5,000  -    9,500    1,300  -    2,000   1,300  -   1,700   28,600  -   52,200  (6.2) -  (4.0)
1992
      Luxury    64,000  -  120,000   14,200  -   30,900    3,800  -    6,100   2,700  -   3,700   84,700  -  160,700  (1.3) -  (1.4)
      Standard  39,000  -   62,000    9,800  -   17,400    2,300  -    4,400   1,800  -   3,000   52,900  -   86,800  (2.0) -  (1.3)
      Economy   21,000  -   38,000    4,900  -    9,300    1,400  -    2,100   1,300  -   1,800   28,600  -   51,200   0.0  -  (1.9)
1993
      Luxury    63,000  -  119,000   14,000  -   30,500    3,900  -    6,200   2,800  -   3,800   83,700  -  159,500  (1.2) -  (0.7)
      Standard  39,000  -   61,000    9,700  -   17,200    2,300  -    4,500   1,800  -   3,000   52,800  -   85,700  (0.2) -  (1.3)
      Economy   21,000  -   38,000    4,900  -    9,200    1,400  -    2,100   1,300  -   1,800   28,600  -   51,100   0.0  -  (0.2)
1994
      Luxury    64,000  -  121,000   14,300  -   31,100    3,900  -    6,200   2,800  -   3,800   85,000  -  162,100   1.6  -   1.6
      Standard  40,000  -   63,000   10,000  -   17,600    2,400  -    4,600   1,800  -   3,000   54,200  -   88,200   2.7  -   2.9
      Economy   22,000  -   40,000    5,100  -    9,500    1,500  -    2,200   1,300  -   1,800   29,900  -   53,500   4.5  -   4.7
1995
      Luxury    65,000  -  124,000   14,800  -   32,300    4,100  -    6,400   2,900  -   4,000   86,800  -  166,700   2.1  -   2.8
      Standard  41,000  -   65,000   10,400  -   18,300    2,500  -    4,800   1,900  -   3,100   55,800  -   91,200   3.0  -   3.4
      Economy   23,000  -   42,000    5,400  -    9,900    1,600  -    2,300   1,300  -   1,800   31,300  -   56,000   4.7  -   4.7

                                              Average Annual Compounded Percent Change:

              1976 - 1995: Luxury       4.3% -      4.8%                1986 - 1995: Luxury          0.8% -       0.5%
                           Standard     4.4% -      4.4%                             Standard        0.7% -       1.0%
                           Economy      5.7% -      5.4%                             Economy         1.2% -       1.4%

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As illustrated by the previous table, hotel development costs rose significantly during the late 1970s and the early 1980s; however, the rate of increase slowed substantially in 1987. In 1991, hotel development costs declined for the first time since 1976. Further drops of as much as 2.0% were registered in 1992. Between 1986 and 1990, average annual compounded increases ranged from 1.7% to 2.5%. Costs rose slowly (at average annual compounded rates ranging from 0.5% to 1.4%) between 1986 and 1995, largely as a result of the declines in 1991, 1992, and 1993. In 1995, hotel development costs started to escalate more rapidly, reaching 4.7% in the economy segment. As more hotels are developed, we expect costs to continue to rise.

Because the replacement cost tends to set the upper limit of a particular hotel's value, this figure is relevant to our analysis. We estimate the replacement cost of the subject property as follows, based on the development cost survey discussed earlier.

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Table 12-2  Subject Property's Replacement Cost
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                           Cost        No. of
Hotel Cost               per Room      Rooms       Total Cost
-------------------------------------------------------------

Building                $ 42,000        100        $4,200,000
FF&E                      10,500        100         1,050,000
Pre-Opening                2,500        100           250,000
Operating Capital          1,900        100           190,000
-------------------------------------------------------------

Total                   $ 56,900                   $5,690,000

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Ground Lease Approach to Land Valuation

Land value may be estimated either by the sales comparison approach, using comparable land sales, or by the ground lease approach, which is based on the economic value generated by an improvement that represents the property's highest and best use. Because it is unusual to find recent sales of comparable vacant land that is slated for imminent hotel development, we have used the ground lease approach to determine the subject property's land value.

Hotels are often constructed on leased land, and although lease terms differ somewhat, the basis for the rental calculation is frequently tied to a percentage of revenue. By applying a typical ground lease rental formula to the subject property's stabilized revenues, the appraiser can determine the hotel's economic rent, or what is also known as the income attributable to the

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land. Land value is then calculated by dividing the economic rent by an appropriate capitalization rate.

The self-adjusting aspect of this approach is key to its reliability. Because the rental formula is tied to a percentage of revenue that inherently reflects both the locational attributes of the site (occupancy and rate) and the allowable density of development, the resulting economic ground rent justly represents the greatest net return to the land over a given period. Because the Howard Johnson appears to represent the highest and best use of the property, the ground lease approach is an appropriate method of determining land value.

We have researched long-term hotel ground leases in search of rental formulas that are based on a percentage of rooms revenue or on a combination of rooms, food, and beverage revenue. This analysis indicates that economic ground rents for hotels similar to the subject property typically range from 2.7% to 7.8% of rooms revenue. Although this range is quite broad, most of the formulas yield rental percentages of between 3.0% and 4.5% of rooms revenue.

After considering these comparable ground leases and the locational attributes of the subject property, we believe the appropriate economic ground rental percentage is 4.0% of stabilized rooms revenue. The subject property's stabilized rooms revenue has been deflated to reflect 1997 dollars. The following calculation shows the derivation of the subject property's economic ground rent.

     Stabilized Rooms Revenue (1997 dollars)        $ 1,877,290
     Rental Percentage                                     0.04
                                                    -----------
       Economic Ground Rent                         $    75,092

Rent generated by a ground lease represents a fairly low-risk income flow. Because the tenant improvements typically amount to more than eight times the value of the land, the risk of default is low. When the ground lease terms are tied to rooms revenue, the landlord is also protected from the adverse effects of inflation. Based on these risk factors and the current cost of long-term capital, we estimate the appropriate ground rental overall capitalization rate at 10%. Applying this indicated capitalization rate to the subject property's economic ground rent yields the following estimate of land value.

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          Economic Ground Rent        $ 75,092   $750,916
     --------------------------    =  -------- =
          Capitalization Rate           0.10

       Estimated Land Value (Say)                $750,000

A new hotel's land value typically ranges from 10% to 20% of the overall value. The estimate of land value presented above is approximately 14.1% of the subject property's total value as indicated by the income capitalization approach.

Replacement Cost

Combining the replacement cost of the property with the land value yields the subject property's total replacement cost.

================================================================================
Table 12-3  Total Replacement Cost
--------------------------------------------------------------------------------

          Cost of the Improvements and FF&E        $ 5,690,000
          Land Value                                   750,000
                                                   -----------

          Total Replacement Cost                   $ 6,440,000

          Total Replacement Cost (Say)               6,440,000

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If a property's replacement cost is significantly higher than the values indicated by the income capitalization and sales comparison approaches, it may indicate that an upward adjustment of these values is appropriate. This would also reduce the probability of new hotel development, which is not likely to be feasible under those conditions. This creates an effective barrier to entry for new competition, thus reducing the risk associated with the subject property's income-generating potential. An upward adjustment of the value indicated by the income capitalization approach is also justified by this barrier to entry.

We find that knowledgeable hotel buyers generally base their purchase decisions on economic factors, such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, it is our opinion that the cost approach is inapplicable in estimating the market value of the Howard Johnson. However, we have estimated the subject property's replacement cost as new, which may set the upper limit of the hotel's value.

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13.   Reconciliation of Value Indications

The reconciliation, which is the last step in the appraisal process, involves summarizing and correlating the data and procedures employed throughout the analysis. The final conclusion of value is arrived at after reviewing the estimates indicated by the income capitalization, sales comparison, and cost approaches. The relative significance, applicability, and defensibility of each indicated value is considered, and the greatest weight is given to that approach deemed most appropriate for the property being appraised.

The purpose of this report is to estimate the market value of the fee simple interest in the subject property. Our appraisal involves a careful analysis of the property itself and the economic, demographic, political, physical, and environmental factors that influence real estate values. Based on the data set forth in this report, the following value indications were developed.

      Approach                                       Value Indication
      --------                                       ----------------

      Income Capitalization                             $5,309,000
      Sales Comparison                            $4,700,000 - $5,500,000
      Cost (Replacement Cost)                           $6,400,000

Income Capitalization Approach

To estimate the subject property's value via the income capitalization approach, we analyzed the local market for transient accommodations, examined the competitive environment, projected occupancy and average rate levels, and developed a forecast of income and expense that reflects anticipated income trends and cost components through a stabilized year of operation. The subject property's projected net income before debt service was then allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component was calculated; the total of the mortgage and equity components equates to the value of the property.

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Our nationwide experience indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the hotel investors who constitute the marketplace. For this reason, we believe that the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in our final estimate of the subject property's market value.

Sales Comparison Approach

The sales comparison approach uses actual sales of similar properties to provide an indication of the subject property's value. The strength of this approach is that it measures value based on the investment decisions made by actual buyers and sellers. Although we have investigated a number of sales in an attempt to develop a range of value indications, several adjustments are necessary to render the sales prices applicable to the subject property. These adjustments, which are numerous and highly subjective, diminish the reliability of the sales comparison approach. Furthermore, we find that typical hotel investors employ a sales comparison procedure only to establish broad value parameters.

The hotel sales outlined earlier in this report indicate an adjusted value range of $47,000 to $55,000 per available room. The income capitalization approach indicates a per-room value of approximately $53,000. This information suggests that a slight downward adjustment of the value indicated by the income capitalization approach may be warranted.

Cost Approach

To estimate the subject property's value via the cost approach, we estimated the current replacement cost of the property and added the land value. We give the cost approach limited weight in arriving at a final value estimate, because knowledgeable buyers of lodging facilities generally base their purchase decisions on economic factors (such as projected net income and return on investment) rather than on a property's depreciated replacement cost.

The replacement cost estimate developed via the cost approach can help to corroborate the results of the income capitalization and sales comparison approaches to value. If the replacement cost is substantially higher or lower than the value indicated by the income capitalization approach, an upward or downward adjustment of the income capitalization approach value may be necessary. The estimated replacement cost for the subject property is substantially higher than the value indicated by the income capitalization approach, and represents a barrier to entry for prospective hotel developers.

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Value Conclusion

Careful consideration has been given to the strengths and weaknesses of the three approaches to value discussed above. In recognition of the purpose of this appraisal, we have given primary weight to the value indicated by the income capitalization approach and made some subjective adjustments based on the replacement cost estimate, the sales comparison approach, and our extensive experience in the hospitality industry. It is our opinion that the market of the fee simple interest in the Howard Johnson - Woburn, as of January 1, 1997, is:

                                   $5,200,000

                    FIVE MILLION TWO HUNDRED THOUSAND DOLLARS

The estimate of market value includes the land, the improvements, and the furniture, fixtures, and equipment. The appraisal assumes that the hotel is open and operational.

This value estimate equates to roundly $52,000 per room, which is well supported by market sales, and is approximately 2% lower than the value indicated by the income capitalization approach. The estimate of value assumes either the availability of third-party financing or the willingness and capability of the seller to take back purchase-money financing so that a buyer can obtain the level of debt set forth in the Income Capitalization Approach section of this appraisal.

Marketing Period

Our estimate of market value assumes a marketing period of six months to one year. Under normal economic conditions, hotels are transferred within this time frame.

Personal Property

In accordance with the appraisal standards set forth by the Office of the Comptroller of the Currency, it is necessary for bank appraisals to identify and value any personal property, fixtures, or intangible items that are included in the appraisal and discuss their impact on the overall estimate of market value. A hotel's income-generating ability depends on a suitable inventory of furniture, fixtures, and equipment. Removal of these items can decrease the property value by as much as the cost to replace the inventory plus the loss of income incurred while the hotel cannot function.

A hotel's personal property consists of a wide variety of components, including bedroom furnishings, bathroom fixtures, restaurant and kitchen equipment, front office and accounting computers, exterior signs, and

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similar items. Our inspection of the Howard Johnson indicates that the personal property and fixtures are in good condition.

Based on an annual construction cost survey conducted by HVS International, we estimate the total replacement cost of the subject property's furniture, fixtures, and equipment at $10,500 per available room. Assuming an average useful life of ten years and an effective age of four years, the value of the furniture, fixtures, and equipment currently in place is approximately $6,300 per room, or a total of $630,000.

The Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) stipulates that "...any business interest or other intangible item should be valued separately within the appraisal."(1) Hotels have both business and real estate components; without the business expertise necessary to operate the facility, a hostelry would have little real estate value.

Because furniture, fixtures, and equipment are essential to a hotel's income-generating ability and are seldom removed from the property or sold separately, the separation of the personal property component from the real property is not particularly meaningful.


(1)   Federal Register, Vol. 55, No. 143, July 25, 1990, p. 30205.

HVS International, Mineola, New York          Statement of Assumptions and   142
                                              Limiting Conditions
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14.   Statement of Assumptions and Limiting Conditions

1.    This report is to be used in whole and not in part.

2. No responsibility is assumed for matters of a legal nature, nor do we render any opinion as to title, which is assumed to be marketable and free of any deed restrictions and easements. The property is valued as though free and clear unless otherwise stated.

3. We assume that there are no hidden or unapparent conditions of the sub-soil or structures, such as underground storage tanks, that would render the property more or less valuable. No responsibility is assumed for these conditions or for any engineering that may be required to discover them.

4. We have not considered the presence of potentially hazardous materials such as asbestos, urea formaldehyde foam insulation, PCBs, any form of toxic waste, polychlorinated biphengyls, pesticides, or lead-based paints. The appraisers are not qualified to detect hazardous substances, and we urge the client to retain an expert in this field if desired.

5. The Americans with Disabilities Act (ADA) became effective on January 26, 1992. We have conducted no specific compliance survey to determine whether the subject property is operating in accordance with the various detailed requirements of the ADA. It is possible that the property does not conform to the requirements of the act, and this could have an unfavorable effect on value. Because we have no direct evidence regarding this issue, our estimate of value does not consider possible non-compliance with the ADA.

6. We have made no survey of the property, and we assume no responsibility in connection with such matters. Sketches, photographs, maps, and other exhibits are included to assist the reader in visualizing the property. It is assumed that the use of the land and improvements is

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      within the boundaries of the property described, and that there is no encroachment or trespass unless noted.

7. All information, financial operating statements, estimates, and opinions obtained from parties not employed by HVS International are assumed to be true and correct. We can assume no liability resulting from misinformation.

8. Unless noted, we assume that there are no encroachments, zoning violations, or building violations encumbering the subject property.

9. The property is assumed to be in full compliance with all applicable federal, state, local, and private codes, laws, consents, licenses, and regulations (including a liquor license where appropriate), and that all licenses, permits, certificates, franchises, and so forth can be freely renewed or transferred to a purchaser.

10. All mortgages, liens, encumbrances, leases, and servitudes have been disregarded unless specified otherwise.

11. None of this material may be reproduced in any form without our written permission, and the report cannot be disseminated to the public through advertising, public relations, news, sales, or other media.

12. We are not required to testify or appear in court by reason of this analysis without previous arrangements, and only when our standard per diem fees and travel costs are paid prior to the appearance.

13. If the reader is making a fiduciary or individual investment decision and has any questions concerning the material presented in this report, it is recommended that the reader contact us.

14. We take no responsibility for any events or circumstances that take place subsequent to either the date of value or the date of our field inspection, whichever occurs first.

15. The quality of a lodging facility's on-site management has a direct effect on a property's economic viability and value. The financial forecasts presented in this analysis assume responsible ownership and competent management. Any departure from this assumption may have a significant impact on the projected operating results and the value estimate.

16. The estimated operating results presented in this report are based on an evaluation of the overall economy, and neither take into account nor

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                                              Limiting Conditions
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      make provision for the effect of any sharp rise or decline in local or national economic conditions. To the extent that wages and other operating expenses may advance during the economic life of the property, we expect that the prices of rooms, food, beverages, and services will be adjusted to at least offset those advances. We do not warrant that the estimates will be attained, but they have been prepared on the basis of information obtained during the course of this study and are intended to reflect the expectations of a typical hotel buyer.

17. This analysis assumes continuation of all Internal Revenue Service tax code provisions as stated or interpreted on either the date of value or the date of our field inspection, whichever occurs first.

18. Many of the figures presented in this report were generated using sophisticated computer models that make calculations based on numbers carried out to three or more decimal places. In the interest of simplicity, most numbers have been rounded to the nearest tenth of a percent. Thus, these figures may be subject to small rounding errors.

19. It is agreed that our liability to the client is limited to the amount of the fee paid as liquidated damages. Our responsibility is limited to the client, and use of this report by third parties shall be solely at the risk of the client and/or third parties. The use of this report is also subject to the terms and conditions set forth in our engagement letter with the client.

20. Appraising hotels is both a science and an art. Although this analysis employs various mathematical calculations to provide value indications, the final estimate is subjective and may be influenced by our experience and other factors not specifically set forth in this report.

21. Any distribution of the total value between the land and improvements or between partial ownership interests applies only under the stated use. Moreover, separate allocations between components are not valid if this report is used in conjunction with any other analysis.

22. This study was prepared by Hospitality Valuation Services, a division of Hotel Consulting Services, Inc. All opinions, recommendations, and conclusions expressed during the course of this assignment are rendered by the staff of Hotel Consulting Services, Inc. as employees, rather than as individuals.

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15.   Certification

We, the undersigned appraisers, hereby certify:

1. that the statements and opinions presented in this report, subject to the limiting conditions set forth, are correct to the best of our knowledge and belief;

2. that Stephen Rushmore personally inspected the property described in this report;

3. that we have no current or contemplated interests in the real estate that is the subject of this report;

4. that we have no personal interest or bias with respect to the subject matter of this report or the parties involved;

5. that this report sets forth all of the limiting conditions (imposed by the terms of this assignment) affecting the analyses, opinions, and conclusions presented herein;

6. that the fee paid for the preparation of this report is not contingent upon our conclusions;

7. that this report has been prepared in accordance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute;

8. that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives;

9. that this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (as adopted by the Appraisal Foundation);

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10. that no one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report;

11. that as of the date of this report, Stephen Rushmore has completed the requirements of the continuing education program of the Appraisal Institute;

12. that this appraisal is not based on a requested minimum value, a specific value, or the approval of a loan.



                                             /s/ Robert Wong
                                             -----------------------------------
                                             Robert Wong
                                             Consulting and Valuation Analyst


                                             /s/ Anne R. Lloyd-Jones
                                             -----------------------------------
                                             Anne R. Lloyd-Jones
                                             Senior Vice President


                                             /s/ Stephen Rushmore
                                             -----------------------------------
                                             Stephen Rushmore, CRE, MAI, CHA
                                             President
                                             Hotel Consulting Services, Inc.

RW: ARL-J: SR: dce

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                                [GRAPHIC OMITTED]

                       Northerly view of Subject Property


                                [GRAPHIC OMITTED]

                         Southern side of Guestroom wing

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                                [GRAPHIC OMITTED]

                                      Lobby

                                [GRAPHIC OMITTED]

                        Standard Double/Double Guestroom

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                                [GRAPHIC OMITTED]

                             Standard King Guestroom

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                                [GRAPHIC OMITTED]

                                   Comfort Inn


                                [GRAPHIC OMITTED]

                                  Susse Chalet

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                                [GRAPHIC OMITTED]

                               Ramada Plaza Hotel


                                [GRAPHIC OMITTED]

                                  Red Roof Inn

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                                [GRAPHIC OMITTED]

                            Howard Johnson Burlington

                                     WOBURN
                                   SCHEDULE A

            That certain parcel of land situate in Woburn in the County of Middlesex and said Commonwealth described as follows:

            Easterly by the Westerly line of Interstate Highway (Route 93) No Access, sixty-three feet;

            Southerly by the northerly line of said Interstate Highway, (Route
93) - (55 feet of which is No Access) and Montvale Avenue, two hundred thirteen and 78/100 feet;

            Southwesterly by the Northeasterly curving line forming the junction of said Montvale Avenue and Mack Road, as shown on plan hereinafter mentioned, thirty-nine and 27/100 feet;

            Southwesterly again and Westerly by said Mack Road, six hundred ninety and 67/100 feet;

            Northerly by Lot 2 on said plan, four hundred twenty and 80/100 feet;

            Easterly, five hundred thirty-nine and 03/100 feet and Northerly, eighty-eight and 79/100 feet by land now or formerly of James F. McDonough.

Said parcel is shown as lot 1 on said plan, (Plan No. 33379B).

Being the same premises conveyed by Howard Johnson company to H.J. Acquisition Corp. by deed dated 11/29/85 and recorded on 12/4/85 as instrument #69555-7.

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Synopsis of Franchise and License Agreements

Date:                   May 12, 1994

Licensor:               Howard Johnson Franchise Systems, Inc.

Licensee:               Woburn Massachusetts Hotel Limited Partnership

Premises:               Hotel located on 1 Mack Road, Woburn, Massachusetts

Term:                   15 years; expiration on May 11, 2009

Renewal:                None

Fees: Royalty fee equal to 4% of gross rooms revenue Marketing contribution equal to 2% of gross rooms revenue Reservations fee equal to 2.5% of gross rooms revenue

Licensor Services:     Reservation system; marketing; manager training program

Licensee Obligations:  Proper bookkeeping; carrying of insurance; proper upkeep of facilities

Termination:           Upon default of either party; licensee termination with
                       liquidated damages in the amount of the accrued royalties during the preceding 12 full calendar months.

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Synopsis of Hotel Management Agreement

      Date:                     April, 1994

      Owner: Woburn Massachusetts Hotel Limited Partnership (Ashford Financial Corporation)

      Manager:                  Remington Employers Corporation

      Premises:                 Howard Johnson Woburn
                                Woburn, Massachusetts

      Term:                     15 years

      Renewal: Operator option for two successive periods of five years

      Management Fee:           3% of gross revenues

      Reserve for Replacement:  3% of gross revenues

      Termination:              1) Upon default by owner or manager

                                2) Upon death or incapacitation of Archie
                                   Bennett, Jr., President of Remington
                                   Employers Corporation.

                                3) Upon sale of property (owner's option)

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Synopsis of Restaurant Lease

      Date:                     July 1, 1994

      Owner: Woburn Massachusetts Hotel Limited Partnership (Ashford Financial Corporation)

      Manager:                  Home Fries, Inc.

      Premises:                 Howard Johnson Woburn
                                Woburn, Massachusetts

      Term:                     20 months

      Renewal: Operator option for three successive periods of five years

      Lease Payments:
           Basic Fee            Initial Term: $5,000 per month
                                First Year of Renewal: $6,250 per month, increasing by 5% annually thereafter

           Incentive Fee        10% of gross meeting and banquet revenues

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Explanation of the Simultaneous Valuation Formula

The algebraic equation known as the simultaneous valuation formula, which solves for the total property value using a ten-year mortgage and equity technique, was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(17)

The process of solving for the value of the mortgage and equity components begins by deducting the annual debt service from the projected income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value using the terminal capitalization rate. The equity residual, which is the total reversionary value less the mortgage balance at that point in time and less any brokerage and legal costs associated with the sale, is discounted to the date of value at the equity yield rate. The net income to equity for each projection year is also discounted back to the date of value. The sum of these discounted values equals the value of the equity component. Because the equity component comprises a specific percentage of the total value, the value of the mortgage and the total property can be computed easily. This process can be expressed in two algebraic equations that set forth the mathematical relationships between the known and unknown variables using the following symbols.


(17) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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NI    =  Net income available for debt service

V     =  Value

M     =  Loan-to-value ratio

f     =  Annual debt service constant

n     =  Number of years in the projection period

de    =  Annual cash available to equity

dr    =  Residual equity value

b     =  Brokerage and legal cost percentage

P     =  Fraction of the loan paid off during the projection period

fp    =  Annual constant required to amortize the entire loan during the projection period

Rr    =  Overall terminal  capitalization rate that is applied to net income to calculate the total property reversion (sales price at the end of the projection period)

1/Sn  =  Present worth of $1 factor (discount factor) at the equity yield rate

Using these symbols, the following formulas can be used to express some of the components of this mortgage and equity valuation process.

Debt Service - A property's debt service is calculated by first determining the mortgage amount that equals the total value (V) multiplied by the loan-to-value ratio (M). Debt service is derived by multiplying the mortgage amount by the annual debt service constant (f). The following formula represents debt service.

                            f x M x V = Debt Service

Net Income to Equity (Equity Dividend) - The net income to equity (d(e)) is the property's net income before debt service (NI) less debt service. The following formula represents the net income to equity.

                             NI - (f x M x V) = d(e)

Reversionary Value - The value of the hotel at the end of the tenth year is calculated by dividing the 11th-year net income before debt service (NI^11) by

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the terminal capitalization rate (R(r)). The following formula represents the property's tenth-year reversionary value.

                        (NI^11/R(r)) = Reversionary Value

Brokerage and Legal Costs - When a hotel is sold, certain costs are associated with the transaction. Normally, the broker is paid a commission and the attorney collects legal fees. In the case of hotel transactions, brokerage and legal costs typically range from 1% to 4% of the sales price. Because these expenses reduce the proceeds to the seller, they are usually deducted from the reversionary value in the mortgage and equity valuation process. Brokerage and legal costs (b), expressed as a percentage of reversionary value (NI^11/R(r)), are calculated by application of the following formula.

                   b (NI^11/R(r)) = Brokerage and Legal Costs

Ending Mortgage Balance - The mortgage balance at the end of the tenth year must be deducted from the total reversionary value (debt and equity) in order to determine the equity residual. The formula used to determine the fraction of the loan remaining (expressed as a percentage of the original loan balance) at any point in time (P) takes the annual debt service constant of the loan over the entire amortization period (f) less the mortgage interest rate (i), and divides it by the annual constant required to amortize the entire loan during the ten-year projection period (f(p)) less the mortgage interest rate. The following formula represents the fraction of the loan paid off (P).

                             (f - i)/(f(p) - i) = P

If the fraction of the loan paid off (expressed as a percentage of the initial loan balance) is P, then the remaining loan percentage is expressed as 1 - P. The ending mortgage balance is the fraction of the remaining loan (1 - P) multiplied by the initial loan amount (M x V). The following formula represents the ending mortgage balance.

                                 (1 - P) x M x V

Equity Residual Value - The value of the equity upon the sale at the end of the projection period (d(r)) is the reversionary value less the brokerage and legal costs and the ending mortgage balance. The following formula represents the equity residual value.

            (NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

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Annual Cash Flow to Equity - The annual cash flow to equity consists of the equity dividend for each projection year plus the equity residual at the end of the tenth year. The following formula represents the annual cash flow to equity.

                           NI^1 - (f x M x V) = d(e)^1

                           NI^2 - (f x M x V) = d(e)^2

                          NI^10 - (f x M x V) = d(e)^10

            (NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

Value of the Equity - If the initial mortgage amount is calculated by multiplying the loan-to-value ratio (M) by the property value (V), then the equity value is one minus the loan-to-value ratio multiplied by the property value. The following formula represents the value of the equity.

                                    (1 - M) V

Discounting the Cash Flow to Equity to the Present Value - The cash flow to equity in each projection year is discounted to the present value at the equity yield rate (1/S^n). The sum of these cash flows is the value of the equity (1 -
M) V. The following formula represents the calculation of equity as the sum of the discounted cash flows.

         (d(e)^1 x 1/S^1) + (d(e)^2 x 1/S^2) + ... + (d(e)^10 x 1/S^10)
                         + (d(r) x 1/S^10) = (1 - M) V

Combining the Equations: Annual Cash Flow to Equity and Discounting the Cash Flow to Equity to the Present Value - The last step is to arrive at one overall equation that shows that the annual cash flow to equity plus the yearly discounting to the present value equals the value of the equity.

        ((NI^1 - (f x M x V)) 1/S^1) + ((NI^2 - (f x M x V)) 1/S^2) + ...

                        ((NI^10 - (f x M x V)) 1/S^10) +

    (((NI^11/R(r)) - (b (NI^11/R(r))) - ((1 - P) x M x V)) 1/S^10) = (1 -M) V

Because the only unknown in this equation is the property's value (V), it can be solved readily.

HVS International, Mineola, New York              Simultaneous Valuation Formula
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International
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Ten-Year Projection of Income and Expense - Because the fixed and variable forecast of income and expense is carried out only to the stabilized year, it is necessary to continue the projection to the 11th year. In most cases, net income before debt service beyond the stabilized year is projected at an assumed inflation rate. By increasing a property's revenue and expenses at the same rate of inflation, net income remains constant as a percentage of total revenue, and the dollar amount escalates at the annual inflation rate. Hotel investors are currently using inflation rates of approximately 3.5% annually. The ten-year forecast of income and expense illustrates the subject property's net income, which is assumed to increase by 3.5% annually subsequent to the hotel's stabilized year of operation.

Solving for Value Using the Simultaneous Valuation Formula - In the case of the subject property, the following known variables have been determined.

================================================================================
Table 1: Summary of Known Variables
--------------------------------------------------------------------------------

Annual Net Income                      NI           See Ten-Year Forecast
Loan-To-Value Ratio                    M                    70.0%
Interest Rate                          i                     9.5%
Debt Service Constant                  f                 0.111856
Equity Yield                           Ye                   22.0%
Brokerage and Legal Fees               b                     3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years     fp                0.155277
Terminal Capitalization Rate           Rr                   12.0%

--------------------------------------------------------------------------------

The following table illustrates the present worth of a $1 factor at the 22% equity yield rate.

HVS International, Mineola, New York              Simultaneous Valuation Formula
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     HVS
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================================================================================
Table 2: Present Worth of $1 Factor at the Equity Yield Rate
--------------------------------------------------------------------------------

           Calendar Year Ending:   Present Worth of $1 Factor @22.0%
           ---------------------------------------------------------

                    1997                     0.819756
                    1998                     0.671999
                    1999                     0.550875
                    2000                     0.451583
                    2001                     0.370187
                    2002                     0.303463
                    2003                     0.248766
                    2004                     0.203927
                    2005                     0.167170
                    2006                     0.137039

--------------------------------------------------------------------------------

Using these known variables, the following intermediary calculations must be made before applying the simultaneous valuation formula. The fraction of the loan paid off during the projection period is calculated as follows.

           P = ( 0.111856 - 0.095 ) / ( 0.155277 - 0.095 ) = 0.279638

The annual debt service is calculated as f x M x V.

                 (f x M x V) = 0.111856 x 0.70 x V = 0.078299 V

Inserting the known variables into the hotel valuation formula produces the following.

                      ( 632,000 - 0.078299 V) x 0.819672 +
                      ( 622,000 - 0.078299 V) x 0.671862 +
                      ( 646,000 - 0.078299 V) x 0.550707 +
                      ( 668,000 - 0.078299 V) x 0.451399 +
                      ( 691,000 - 0.078299 V) x 0.369999 +
                      ( 716,000 - 0.078299 V) x 0.303278 +
                      ( 739,000 - 0.078299 V) x 0.248589 +
                      ( 762,000 - 0.078299 V) x 0.203761 +
                      ( 792,000 - 0.078299 V) x 0.167017 +
                      ( 821,000 - 0.078299 V) x 0.136899 +
             ((( 850,000 / 0.120 ) - ( 0.03 x ( 850,000 / 0.120)) -
           (( 1 - 0.279638 ) x 0.70 x V)) x 0.136899 ) = ( 1 - 0.70 )V

HVS International, Mineola, New York              Simultaneous Valuation Formula
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     HVS
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International
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Like terms are combined as follows.

      $3,590,297 - 0.376214 V  = (1 - 0.70)V
                   $3,590,297  = 0.67621 V
                            V  = $3,590,297   / 0.67621
                            V  = $5,309,414

      Total Property Value as Indicated by
        the Income Capitalization
        Approach (Say)         = $5,300,000

HVS International, Mineola, New York              Qualifications of Robert Wong
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     HVS
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INTERNATIONAL
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================================================================================
Robert Wong


Employment

1996 to present             HVS INTERNATIONAL
                            Mineola, New York
                            (Hotel Valuations, Market Studies, Feasibility
                            Reports, and Investment Counseling)

1992 to 1996                CORNELL UNIVERSITY, SCHOOL OF HOTEL ADMINISTRATION
                            Ithaca, New York

1987 to 1992                DRAGON WYCK RESTAURANTS
                            Sheboygan, Wisconsin

Summer, 1992                HOLIDAY INN
                            Madison, Wisconsin

Education                   BS - School of Hotel Administration, Cornell
                            University

Professional Affiliations   Cornell Society of Hotelmen

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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INTERNATIONAL
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================================================================================
Anne R. Lloyd-Jones, CRE

Employment

1982 to present            HVS INTERNATIONAL
                           Mineola, New York
                           (Hotel/Motel Valuations, Market Studies,
                           Feasibility Reports, and Investment Counseling)

1981                       FAIRMONT HOTEL
                           Dallas, Texas

1979 - 1980                SAGA FOOD SERVICE
                           SWARTHMORE COLLEGE
                           Swarthmore, Pennsylvania

1977 - 1980                DARANNE CATERERS
                           Swarthmore, Pennsylvania


Professional Affiliations  American Society of Real Estate Counselors -
                             Member (CRE)
                           Appraisal Institute - Candidate for Membership Cornell Society of Hotelmen

Education

                           MPS - School of Hotel Administration,
                             Cornell University

                           BA - Swarthmore College

                           Appraisal Institute
                             Course 1A1 - Real Estate Appraisal Principles Course 1A2 - Basic Valuation Procedures
                             Course 1BA - Capitalization Theory and Techniques,
                                          Part A
                             Course 1BB - Capitalization Theory and Techniques,
                                          Part B
                             Course 2-1 - Case Studies in Real Estate Valuation Course 2-3 - Standards of Professional Practice Course 3-1 - Report Writing

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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================================================================================


Examples of Corporate and Institutional Clients Served

Ashford Financial Corporation
Chase Manhattan Bank, N. A.
Citibank / Citicorp NA
Credit Lyonnais
Doubletree Hotels
Grand Heritage Hotels
Great Western Bank
Goldman Sachs
Holiday Inns, Inc.
Interstate Hotels
MassMutual
Marriott International / Host Marriott
Morgan Stanley
OCWEN Financial Services
Remington Hotels
Sheraton Hotels
Starwood Capital Group
Starwood Lodging Trust
Winegardner & Hammons
Wyndham Hotel Company


Hotel Chains and Management Companies Appraised or Evaluated

Doubletree Hotels
Compri Hotels
Interstate Hotels
Fairmont Hotels
Guest Quarters
Hilton Hotels Corporation
Omni International Hotels
Ramada Hotel Corp.
Servico Hotel Corp.
Winegardner & Hammons


Appearance as an Expert Witness

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Jefferson City, Missouri
Federal Bankruptcy Court, Columbia, South Carolina
Federal Bankruptcy Court, Houston, Texas
Federal Bankruptcy Court, New York, New York
Federal Bankruptcy Court, San Bernardino, California
Federal Bankruptcy Court, Los Angeles, California
Federal Bankruptcy Court, Charlotte, North Carolina
Federal Bankruptcy Court, Miami, Florida
Federal District Court, Central Division, Salt Lake City, Utah
Iowa District Court, Story County, Iowa
Texas District Court, Harris County, Texas
Federal Bankruptcy Court, Tampa, Florida
Utah District Court, Salt Lake County, Utah
Federal Bankruptcy Court, Newark, New Jersey

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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INTERNATIONAL
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================================================================================

Examples of Hotels Appraised or Evaluated

Arizona
- Wyndham Garden Hotel, Chandler
- Wyndham Garden Hotel - Airport, Phoenix
- Wyndham Garden Hotel - Union Hills, Phoenix
- Canyon Ranch Spa & Fitness Resort, Tucson

Alabama

- Holiday Inn, Birmingham
- Proposed Sheraton, Gulf Shores
- Proposed Inn, Mobile
- Holiday Inn, Sheffield

California
- Industry Hills Sheraton Hotel, City of Industry
- Piccadilly Inn, Fresno
- Proposed Inn at Foss Creek, Healdsburg
- Sunset Towers Hotel, Hollywood
- Proposed La Quinta, Irvine
- Wyndham Garden Hotel, La Jolla
- Days Inn, La Palma
- Proposed Marriott Courtyard, Palm Springs
- Proposed Club Hilton Hotel, Pleasanton
- Center Pointe Development, San Diego
- Holiday Inn-Embarcadero, San Diego
- Holiday Inn-Harbor View, San Diego
- Seven Seas Lodge, San Diego
- Proposed Fountaingrove Inn, Santa Rosa
- Sheraton Round Barn Inn, Santa Rosa
- Wyndham Garden Hotel, Sunnyvale
- Westlake Plaza Hotel, Thousand Oaks
- Proposed Marriott Courtyard, Torrance

Colorado
- Proposed Hotel, Keystone

Connecticut
- Holiday Inn, Milford
- Holiday Inn, New Britain

District of Columbia
- Grand Hotel, Washington
- Wyndham Bristol Hotel, Washington

Florida
- Kon Tiki Village, Kissimmee
- Sheraton Lakeside, Kissimmee
- Holiday Inn, 22nd Street, Miami Beach
- Holiday Inn, 87th Street, Miami Beach
- Holiday Inn, 180th Street, Miami Beach
- Sheraton Resort & Marina, St. Petersburg
- Hilton Hotel, Singer Island
- Royce Hotel, West Palm Beach

Georgia
- Marriott Hotel, Atlanta
- Wyndham Garden Hotel, Atlanta
- Holiday Inn, Brunswick
- Holiday Inn, Jekyll Island
- Mullberry Inn, Savannah
- Royal Savannah Inn, Savannah

Hawaii
- Hobron in Waikiki, Honolulu

Idaho
- Holiday Inn, Boise
- Red Lion Inn, Boise
- Super 8, Boise

Illinois
- Ramada Inn, Bloomington
- Proposed Marriott Courtyard, Glenview
- Wyndham Garden Hotel, Naperville

Indiana
- Holiday Inn, Bloomington
- Inn at the Four Winds, Bloomington
- Ramada Inn, Bloomington
- Hilton Hotel, Fort Wayne
- Airport Hilton Inn, Indianapolis
- Hilton at the Circle, Indianapolis

Iowa
- Holiday Inn, Ames
- Proposed Fairfield Inn, Des Moines

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Kentucky
- Proposed Super 8, London
- Proposed Super 8, Radcliff

Louisiana
- Sheraton Inn, Kenner
- Hotel Meridien, New Orleans

Maine
- Proposed Hotel, Old Orchard Beach

Maryland
- Brookshire Hotel, Baltimore
- Lord Baltimore Hotel, Baltimore
- Hyatt Regency, Bethesda

Massachusetts
- Proposed Marriott Courtyard, Andover
- Hyatt Regency, Cambridge
- Proposed Hotel, Franklin
- Sheraton Inn, Hyannis
- Marriott Hotel, Worcester

Michigan
- Bay Valley Inn, Bay City
- Hilton Airport, Detroit
- Westin Renaissance Center, Detroit
- Hotel Pontchartrain, Detroit
- Proposed Embassy Suites, Lansing
- Hilton Inn, Northfield
- Holiday Inn, Saginaw

Minnesota
- Wyndham Garden Hotel, Bloomington
- Marriott Hotel, Minnetonka

Missouri
- Inn at Grand Glaize, Osage Beach
- Bel Air Hilton, St. Louis
- Holiday Inn Riverfront, St. Louis

Nebraska
- Holiday Inn Airport, Lincoln
- Holiday Inn Northeast, Lincoln

Nebraska (continued)
- Marriott Hotel, Omaha
- Ramada Inn, Omaha
- Red Lion Inn, Omaha

Nevada
- Proposed Super 8, Las Vegas

New Jersey
- Ramada Inn, Edison
- Marriott Hotel, Hanover
- Headquarters Plaza, Morristown
- Hyatt Regency, New Brunswick
- Holiday Inn, North Brunswick

New York
- Hilton Hotel, Albany
- Proposed Embassy Suites, Amherst
- Holiday Inn Arena, Binghamton
- Holiday Inn SUNY, Binghamton
- Proposed Hotel, Binghamton
- Proposed Hilton, Brooklyn
- Marriott Hotel, Dewitt
- Metropole Hotel, Flushing
- Midway Hotel, Flushing
- Ramada Inn, Kingston
- Royce Hotel, La Guardia
- Holiday Inn, Latham
- Proposed Crowne Plaza, Manhattan
- Proposed Prince Street Hotel, Manhattan
- Proposed Roslyn Inn, Roslyn
- Proposed Le Richmonde, Rye Brook
- Hilton Hotel, Syracuse
- Hotel Syracuse, Syracuse
- Proposed Hotel, Watertown

North Carolina
- Proposed Inn, Chapel Hill
- Proposed Indep. Center Marriott Hotel,
    Charlotte
- Royce Hotel, Charlotte
- Howard Johnson's North, Charlotte

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
--------------------------------------------------------------------------------

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INTERNATIONAL
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================================================================================

Examples of Hotels Appraised or Evaluated (continued)

North Carolina (continued)
- Holiday Inn West, Durham
- Sheraton University Inn, Durham
- Holiday Inn, Fayetteville
- Holiday Inn Downtown, Raleigh

Ohio
- Proposed Hyatt Hotel, Cleveland
- Proposed Marriott Hotel, Cleveland

Oregon
- Holiday Inn Airport, Portland
- Holiday Inn South, Portland

Pennsylvania
- Quality Inn, Allentown
- Holiday Inn, Bensalem
- Proposed Marriott Courtyard, Devon
- Proposed Lafayette Inn, Easton
- Ramada Inn, Erie
- Holiday Inn, Harrisburg
- Marriott Hotel, Harrisburg
- Proposed Super 8, Harrisburg
- Proposed Super 8, Lancaster
- Holiday Inn West, Monroeville
- Days Inn Philadelphia
- Franklin Plaza Hotel, Philadelphia
- Franklin Towne EconoLodge, Philadelphia
- Guest Quarters Hotel, Philadelphia
- Hilton Inn, Northeast, Philadelphia
- Marriott Airport Hotel, Philadelphia
- Holiday Inn Greentree, Pittsburgh
- Holiday Inn Parkway East, Pittsburgh
- Holiday Inn North, Pittsburgh
- Holiday Inn Parkway West, Pittsburgh
- Proposed Hotel, Pittsburgh
- Royce Hotel, Pittsburgh
- Westin William Penn Hotel, Pittsburgh
- Hilton Hotel, Scranton
- Proposed Marriott Courtyard, Valley Forge
- Holiday Inn Meadowlands, Washington
- Ramada Inn, York
- Proposed Super 8, York

Rhode Island
- Proposed Hotel, Providence
- Omni Biltmore Hotel, Providence

South Carolina
- Proposed Charleston Center Hotel, Charleston
- Proposed Cooper River Inn, Charleston
- Howard Johnson's, Spartanburg
- Proposed Middleton Inn and
    Conference Center, Charleston
- Best Western, North Charleston
- Proposed Marriott Courtyard, Columbia
- Fairfield Inn, Florence
- Holiday Inn, Florence
- Fairfield Inn, Greenville
- Proposed Marriott Courtyard, Greenville
- Fairfield Inn, Hilton Head
- Holiday Inn, Hilton Head

Tennessee
- Hampton Inn, Brentwood
- Proposed Marriott Courtyard, Brentwood
- Howard Johnson's, Chattanooga
- Sheraton Hotel, Chattanooga
- Howard Johnson's, Knoxville
- Proposed Capital Mall Convention Center Hotel,
    Nashville
- Clarion Maxwell House, Nashville
- Holiday Inn Briley Parkway, Nashville
- Proposed Marriott Courtyard, Nashville
- Sheraton Music City, Nashville
- Stouffer's Nashville Hotel, Nashville
- Proposed Super 8, Nashville
- Union Station Hotel, Nashville
- Wyndham Garden Hotel, Nashville
- Proposed Super 8, Union City

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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================================================================================

Examples of Hotels Appraised or Evaluated (continued)

Texas
- Proposed Marriott Courtyard, Addison
- Proposed Marriott Courtyard, Arlington
- La Mansion, Austin
- Proposed Marriott Courtyard, Bedford
- Airport Hilton, El Paso
- Hotel Meridien, Houston
- Sheraton Hotel, Houston
- Proposed Marriott Courtyard, Las Colinas
- Proposed Marriott Courtyard, North Dallas
- La Mansion Del Norte, San Antonio
- La Mansion Del Rio, San Antonio
- Proposed Marriott Courtyard, San Antonio
- Proposed Marriott Courtyard - Medical Center,
    San Antonio

Utah
- Deer Valley Resort, Park City
- Hilton Inn, Salt Lake City
- Holiday Inn, Salt Lake City
- Sheraton Hotel, Salt Lake City

Virginia
- Mountain Lake Hotel, Blacksburg
- Howard Johnson's, Bristol
- Boars Head Inn, Charlottesville
- Proposed Fairfield Inn, Hampton
- Proposed Embassy Suites, Herndon
- Ramada Renaissance, Herndon
- Proposed Marriott Courtyard, Manassas
- Omni Hotel, Norfolk

Virginia (continued)
- Proposed Marriott, Norfolk
- Howard Johnson's, Richmond
- Howard Johnson's, Roanoke
- Howard Johnson's, Roanoke Rapids
- Wyndham Hotel, Williamsburg

Washington
- Wyndham Garden Hotel, Bothell
- Redmond Hotel, Redmond
- Wyndham Garden Hotel, SeaTac

West Virginia
Proposed Budget Motel, Princeton

Wisconsin
- Proposed Granada Royale, Green Bay
- Holiday Inn-Downtown, Green Bay

Canada
- Inn on the Park, Toronto

Puerto Rico
- Carib Inn, San Juan

Virgin Islands
- Virgin Grand Beach Hotel, St. Thomas

Jamaica
- Holiday Inn, Montego Bay

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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================================================================================
Stephen Rushmore, CRE, MAI, CHA

Employment
1980 to present

                     HVS INTERNATIONAL
                     Mineola, New York
                     (Hotel/Motel Valuations, Market Studies,
                     Feasibility Reports, and Investment Counseling)
1977 - 1980
1971 - 1974

                     HELMSLEY-SPEAR HOSPITALITY SERVICES, INC.
                     New York, New York
                     (Real Estate)
1974 - 1977

                     JAMES E. GIBBONS ASSOCIATES
                     Garden City, New York
                     (Mortgage Banking, Appraisals, Hotel Operations)
Affiliated
Ownership Interests

                     HVS INTERNATIONAL (SAN FRANCISCO, CALIFORNIA)
                     West coast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (MIAMI, FLORIDA)
                     Southeast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (BOULDER, COLORADO)
                     Midwest office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (VANCOUVER, CANADA)
                     Canadian office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (LONDON, ENGLAND)
                     European office for hotel/motel appraisals and counseling

                     HVS - EXECUTIVE SEARCH
                     Hotel/motel executive search and human resource consulting

HVS International, Mineola, New York                Qualifications of Stephen
                                                    Rushmore, CRE, MAI, CHA
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================================================================================
Affiliated
Ownership Interests
(continued)

                     HVS - ECO SERVICES
                     Environmental consulting for hotels and motels; administrator of the ECOTEL designation

                     HOSPITALITY EQUITY INVESTORS, INC.
                     Hotel and motel investment and management company

                     TRUMBULL MARRIOTT HOTEL
                     General partner of a 324-room hotel and conference center

                     PRINCETON HOTEL ASSOCIATES
                     General partner of a 128-unit Residence Inn in Princeton, New Jersey

                     SEAVIEW GOLF RESORT ASSOCIATES
                     General partner of a 298-unit, 424-acre Marriott resort in Absecon, New Jersey

                     SHELTON HOTEL ASSOCIATES
                     General partner of a 96-unit Residence Inn in Shelton, Connecticut

                     DANBURY HOTEL ASSOCIATES
                     General partner of a 243-unit Hilton Hotel in Danbury, Connecticut

                     PRUDENTIAL - HEI JOINT VENTURE
                     Joint venture partner with Prudential Insurance Company of America on a 234-unit Embassy Suites in Atlanta, Georgia

                     WESTPORT NORFOLK ASSOCIATES
                     General partner of a 425-unit Omni Hotel in Norfolk,
                     Virginia

                     WESTPORT BWI, LLC
                     General partner of a 310-unit Marriott Hotel in Baltimore, Maryland

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     WESTPORT RARITAN, LLC
                     General partner of a 274-unit Crowne Plaza Hotel in Raritan, New Jersey

                     WESTPORT NOVI, LLC
                     General partner of a 193-unit Hilton Hotel in Novi,
                     Michigan

                     WESTPORT LONG BEACH, LLC
                     General Partner of a 460-unit Sheraton Hotel in Long Beach, California

                     WESTPORT PARK RIDGE, LLC
                     General Partner of a 265-unit hotel and conference center in Valley Forge, Pennsylvania

                     WESTPORT CHARLESTON, LLC
                     General Partner of a 295-unit Hilton Hotel in Charleston, South Carolina

                     HOSPITALITY VALUATION SOFTWARE, INC.
                     Founder of software company that develops and distributes hotel financial analysis software

Hotels Managed

                     Sheraton Hotel, Smithtown, New York
                     Marriott Hotel, Baltimore Airport, Maryland
                     Hilton Hotel, Danbury, Connecticut
                     Residence Inn, Princeton, New Jersey
                     Embassy Suites, Atlanta Airport, Georgia
                     Omni Hotel, Norfolk, Virginia
                     Crowne Plaza, Raritan, New Jersey
                     Hilton Hotel, Novi, Michigan
                     Sheraton Hotel, Long Beach, California
                     Hilton Hotel, Charleston, South Carolina
                     Park Ridge Hotel and Conference Center, Valley Forge, Pennsylvania
                     Hilton Hotel, Wilmington, Delaware

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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================================================================================

Professional Affiliations

                     American Society of Real Estate Counselors - Member (CRE)
                     - Board of Governors

                     Appraisal Institute - Member (MAI) (SREA)
                     - Developer and Instructor, Hotel Investment and Valuation Seminar
                     - Developer and Instructor, Hotel Computer Valuation
                     Seminar

                     American Hotel and Motel Association
                     - Certified Hotel Administrator (CHA)
                     - Industry Real Estate Financing Advisory Council (IREFAC)

                     International Society of Hospitality Consultants - Member
                     (ISHC)

                     New York University - Adjunct Assistant Professor of Nutrition, Food and Hotel Management

                     Michigan State University - Honorary Faculty, Honorary Alumnus

                     Certified General Appraiser - Arizona, Colorado, Connecticut, Delaware, District of Columbia, Georgia, Illinois, Massachusetts, Michigan, Minnesota, Nebraska, New Jersey, New York, Oregon, Pennsylvania, South Carolina, Tennessee, Utah, Virginia

                     Licensed Real Estate Broker - New York, Pennsylvania

                     Board of Advisers
                     - Real Estate Finance Journal
                     - Real Estate Workouts & Asset Management

                     American Arbitration Association - National Real Estate Valuation Council

                     Cornell Society of Hotelmen

                     New York University Masters in Hospitality Management - Advisory Board

                     New York University Hospitality Investment Conference - Board of Advisors

                     Beta Gamma Sigma - National Honor Society in Business and Management

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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================================================================================

Endowment

                     Hospitality Valuation Services Professor of Hotel Finance and Real Estate
                     - School of Hotel Administration, Cornell University (currently held by Professor James J. Eyster)

Education

                     BS - School of Hotel Administration, Cornell University

                     MBA - Graduate School of Business Administration (Finance), University of Buffalo

                     Candidate for PhD - School of Education, Department of Food Service Management, New York University

Partial List of Teaching and Lecture Assignments

                     Cornell University - Computer Valuation Techniques Michigan State University - Hotel Management Contracts University of North Carolina - Hotel Market Studies University of Virginia - Assessing Hotels
                     American Arbitration Association - Real Estate Arbitration American Hotel and Motel Association - Hotel Obsolescence Appraisal Institute - Hotel Valuation (over 50 seminars) International Association of Assessing Officers - Hotel Valuation
                     Montreal Appraisal Society - Total Project Analysis Society of Real Estate Appraisers - Lease Seminar Lodging Hospitality - Lodging Summit

Published Books
and Seminars

Textbooks
                     The Valuation of Hotels and Motels,
                     Appraisal Institute, Chicago, Illinois, 1978

                     Hotels, Motels and Restaurants: Valuations and Market Studies,
                     Appraisal Institute, Chicago, Illinois, 1983

                     How to Perform an Economic Feasibility Study of a Proposed Hotel/Motel,
                     American Society of Real Estate Counselors, Chicago, Illinois, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Books and Seminars (continued)

Textbooks (continued)

                     Hotel Investments: A Guide for Owners and Lenders, Warren, Gorham and Lamont, Inc., New York, New York, 1990

                     The Computerized Income Approach to Hotel Market Studies and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1990

                     Hotel Investments: A Guide for Owners and Lenders, 1992 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotel Investments: A Guide for Owners and Lenders, 1993 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1992

Student Manuals

                     The Valuation of Lease Interests,
                     Society of Real Estate Appraisers, Chicago, Illinois, 1976

                     Hotel-Motel Valuation Seminar,
                     Appraisal Institute, Chicago, Illinois, 1981, 1988, 1990

                     The Computerized Approach to Hotel Market Studies and Valuations Seminar,
                     Appraisal Institute, Chicago, Illinois, 1991

Demonstration Appraisal

                     Demonstration Appraisal of a Proposed Hotel, Spring Valley, New York, Hospitality Valuation Services, Mineola,
                     New York, 1983, 1990

Chapters

                     The Real Estate Handbook-Second Edition, Dow Jones-Irwin, 1989, "Hotels and Motels"

                     Arbitration of Real Estate Valuation Principles, American Arbitration Association, 1987, "Arbitration in the Hospitality Industry"

                     Ethics in Hospitality Management: A Book of Readings, Educational Institute of the American Hotel and Motel Association, 1992, "Ethics in Hotel Appraising"

                     The Lodging and Food Service Industry, Educational Institute of the American Hotel and Motel Association, 1993, "Insider's Insights"

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles

The Appraisal Journal

                     "Using Total Project Analysis to Compete for Investment
                      Capital," October, 1975
                     "The Appraisal of Food Service Facilities," July, 1980 "Publish and Prosper," October, 1980
                     "Valuation of Hotels and Motels for Assessment Purposes,"
                      April, 1984
                     "Adjusting Comparable Sales for Hotel Assessment Appeals,"
                      July, 1986
                     "Hotel Business Value and Working Capital: A
                      Clarification," January, 1987
                     "Ethics in Hotel Appraising," July, 1993

The Appraiser

                     "Hotel-Motel  Appraisal  Misconceptions  Set  Straight,"
                      January, 1979
                     "No Conventional Financing Available for Hotels: Rushmore,"
                      December, 1979
                     "Estimating Hotel Land Values Using Comparable Ground
                      Leases," April, 1980

Bulletin of the
Cornell Society of
Hotelmen

                     "Employment Philosophy for a Consulting Practice," July,
                      1984

Business Travel News

                     "A Snapshot of a Classic Recovery," July, 1995

The Canadian Appraiser

                     "Hotel/Motel Market Sales Update," Summer, 1987

Capital Sources for Real Estate

                     "Stephen  Rushmore  Discusses the Future of the Lodging
                      Industry," December, 1994

Cayuga Advisor

                     "Secrets to Success in Consulting," October, 1992

Chapter News and Notes

                     "Quantifying a Hotel's Business Value," November, 1979

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles
(continued)

Cornell Hotel &
Restaurant
Administration
Quarterly

                     "A Preliminary Market Study," November, 1974
                     "How Much is Your Place Worth  Today?  A Case Study in
                      Hotel - Motel Valuation," May, 1975
                     "What Can Be Done About Your Hotel's Real Estate Taxes?"
                      May, 1977
                     "The Appraisal of Lodging Facilities," August, 1978
                     "The Appraisal of Food Service Facilities," February,
                      1979
                     "The Appraisal of Lodging Facilities - Update," November,
                      1984
                     "Hotel Sales Prices Down More Than 12%," May, 1991
                     "Seven Current Hotel Valuation Techniques," August, 1992 "The Valuation of Distressed Hotels," October, 1992
                     "Hotel Lending in the 1990's: Amateurs Beware,"
                      December, 1994
                     "Investment Values of Lodging Property: Modeling the
                      Effects of Income Taxes and Alternative Lender Criteria," December, 1995

FCI Spec Sheet

                     "Employment  Philosophy  for  a  Consulting  Practice,"
                      September, 1984

Florida Hotel & Motel Journal

                     "Rushmore Reports Rising Hotel Prices," February, 1995

Hotel and Motel Management

                     "Average Rate vs. Project Cost," May 1, 1974
                     "How to Increase the Marketability of Your Motel," April,
                      1981
                     "Tougher Lending, Lower Room Rate Hikes On Way?" June, 1981 "What is That Mortgage Loan Going to Cost You?" August,
                      1981
                     "How to Perform a Study of Your Property's Market,"
                      October, 1981
                     "How do High Interest Rates Affect Your Motel's Value?"
                      December, 1981
                     "How to Buy a Feasibility  Study That Works for You,"
                      February, 1982
                     "Settling Lease Conflicts  Quickly Through  Arbitration,"
                      April, 1982

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Hotel and Motel Management (continued)

                     "Are Casino Hotels Really Worth $500,000 Per Room?" June,
                      1982
                     "Discount Rates and Internal Rate of Return," August,
                      1982
                     "Determining a Property's Extended Life Cycle,"
                      November, 1982
                     "Using Microcomputers for Forecasting," December, 1982 "Update on Hotel Development Costs," January, 1983 "Estimating a Site's Worth by Finding Its Profit Value,"
                      June, 1983
                     "Hotel Construction May Be Slowing Down a Little Bit,"
                      April, 1983
                     "The Investor's Risk Sways to Prevailing Economic Winds,"
                      August, 1983
                     "Is Your Property Tax at as Low a Level as it Should Be?"
                      October, 1983
                     "The Ultimate Guest Room: Could it Ever Exist Anywhere?"
                      December, 1983

Hotel-Motor Inn Journal

                     A Preventive Maintenance System for Motels," March, 1975

Hotel Valuation Journal

                     "Hotel Valuation Index Peaks During 1989," Fall, 1990 "Hotel Development Costs," Winter, 1991
                     "Hotel Valuation Index for 1990," Spring, 1991
                     "Bad Year for Hotel Sales Prices Confirmed," Spring, 1992 "Hotel Sales Prices on the Rise," Fall, 1994
                     "United States Hotel Values Climb," Spring/Summer, 1995 "It's Time for Franchise Reform," Fall, 1995

Institutions/
Volume Feeding

                     "Greater Risk/Greater Profit Potential:  Hotel Management
                      Contract," May, 1973

Lodging Hospitality

                     "How to Finance Renovation Projects," January, 1974 "Controlling Your Real Estate Taxes," July, 1978 "Putting Together a Sound Financial Package," December,
                      1978
                     "Favorable Outlook for Lodging Values," December, 1983 "Are Your Property Taxes Too High? (Part I and II)," May
                      and June, 1984

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Hotel Development Costs," July, 1984
                     "The Right Management Contract for You," September, 1984 "Selecting the Firm to Prepare Your Feasibility
                      Study," October, 1984
                     "A Quick How-To In Hotel Valuation," November, 1984 "Updating Lodging Interest Rates," December, 1984
                     "Is Your Guest Experience Up to Par?" January, 1985
                     "How to Perform a Breakeven Analysis," May, 1985 "Evaluating Operating Performance," June, 1985
                     "Hotel Lenders Toughen Underwriting Requirements," July,
                      1985
                     "Don't Forget the Pre-Opening Agreement," August, 1985 "Management Companies Should Participate in Financing,"
                      October, 1985
                     "Current Techniques for Valuing Hotel Land," November, 1985 "Hotel Development Costs," December, 1985
                     "Sourcing Debt Into the 1990's," January, 1986
                     "Hotel Valuation Thumb Rule," February, 1986
                     "Value in Use Versus Value in Exchange," March, 1986 "Stretching Feasibility," April, 1986
                     "The Management Question," May, 1986
                     "How to Commission a Feasibility Study," June, 1986
                     "Macro Trends Affecting Property Values," July, 1986 "Hotel-Motel Market Sales Update," August, 1986
                     "Financing Alternatives: Zero Coupon Mortgages," September,
                      1986
                     "Forecasting Lodging Energy Costs," October, 1986 "Portfolio Financing a Better Way," November, 1986
                     "Profit by Looking at History," December, 1986
                     "Why New York Isn't Overbuilt," February, 1987
                     "How to Discourage Hotel Overbuilding: A Case Study,"
                      April, 1987
                     "Structuring an Incentive Management Fee," June, 1987

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Franchising Questions and Answers," July, 1987 "Comparing Hotel Development Costs," August, 1987 "Understanding Economic Life," September, 1987
                     "Prices Rise for Lodging Properties," October, 1987 "Management Companies Are Key to Success," November, 1987 "Evaluating a Management Contract Fee Structure,"
                      December, 1987
                     "Check Profits Before Selecting Hotel Operator," January,
                      1988
                     "It's a Good Time to Review Your Taxes," February, 1988 "How to Use a Management Company Rating System," March,
                      1988
                     "Make Sure Management Contracts Contain These Terms,"
                      April, 1988
                     "Hotel Access and Visibility," May, 1988
                     "Chain Sale Strategies," July, 1988
                     "Evaluating a Hotel Franchise," August, 1988
                     "Evaluating Franchise Fees," September, 1988
                     "Opportunities in Economy Lodging," October, 1988
                     "How to Obtain a Hotel Mortgage," November, 1988 "Arbitration in the Hospitality Industry," December, 1988 "Lodging Development Cost Update," January, 1989 "Amenities as Profit Builders," February, 1989
                     "Hotel Values Mirror the Times," March, 1989
                     "Forecasting Revenue and Expenses," April, 1989
                     "Real Estate Jargon Made Simple," May, 1989
                     "Pricing a Management Contract," June, 1989
                     "Trends in Valuation," July, 1989
                     "Rescuing the Distressed Hotel," August, 1989
                     "Shielding Against Incompetence," September, 1989
                     "Hotel Valuation Revisited," October, 1989
                     "New Breed of Hard Budgets," November, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Figuring Cap Rates," December, 1989
                     "A Glance Backward," January, 1990
                     "Costs Creeping Up," February, 1990
                     "Valuing Distressed Properties," March, 1990
                     "Cap and Discount Rates," April, 1990
                     "An Open Letter," May, 1990
                     "Misconceptions About Appraisals," June, 1990
                     "Hotel Values Still Growing," July, 1990
                     "Hotel Renovation is Key to `90s," August, 1990 "Time Right for Hotel Leases," September, 1990 "Getting a Fix on Rates," October, 1990
                     "The Wrinkles of Class," November, 1990
                     "A Glance Backward," December, 1990
                     "The Price Dropoff," January, 1991
                     "The Cost Washout," February, 1991
                     "Survival of the Fittest," March, 1991
                     "Looking Out and Up," April, 1991
                     "The Bottom is in Sight," May, 1991
                     "The Pitfalls of Liquidation," June, 1991
                     "Extra! Extra! Hospitality News," July, 1991
                     "The Art of Hotel Renovation," August, 1991
                     "No Better Time for a Tax Review," September, 1991 "No Time for Passivity," October, 1991
                     "What a Franchise Really Costs," November, 1991
                     "In Case You Hadn't Heard," January, 1992
                     "Negotiation - The Name of the Game," February, 1992 "Now Could be the Time to Build," March, 1992
                     "The Well May Stay Dry," April, 1992

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Hotel Life Expectancy," May, 1992
                     "Hotel Values - What a Downer," June, 1992
                     "How to Make Money Now," July, 1992
                     "Hotel Chain Class Survey," August, 1992
                     "Budget Dining with Rushmore," September, 1992 "Bookings Up, Rates Will Follow," October, 1992 "Hospitality Master's Good Preparation," November,
                      1992
                     "What's New on the Job Front?" January, 1993
                     "Where Have All the Hotels Gone?" February, 1993 "Hotel Building Costs Continue to Fall," March, 1993 "Hotel Values Head Upward," April, 1993
                     "The Rise and Fall of Trophy Hotels," May, 1993 "Hotel Sales and Prices Rebound," June, 1993
                     "Third Parties Loosening Purse Strings," July, 1993 "Beyond Recycling: The Ecotel," August, 1993
                     "Time to Reduce Property Taxes," September, 1993 "Lodging: The Way I See It," October, 1993
                     "Choosing an Appraiser," November, 1993
                     "Who Needs an Asset Manager?" January, 1994
                     "Investing by the Numbers," February, 1994
                     "Fire Your Staff and Lease Them Back," March, 1994 "Published Rates Hint at Recovery," April, 1994
                     "Now is the Time to Start Building," May, 1994 "Hotel Values Heading Up," June, 1994
                     "Farewell, Friend," July, 1994
                     "Sales Prices Creeping Up," August, 1994
                     "Selecting Green Hotel Supplies," September, 1994 "Don't Write Off Full-Service Hotels," October,
                      1994

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Lodging REIT's Are on the Rise," November, 1994 "Going Back to the Future," January, 1995
                     "How much do Managers Make?" March, 1995
                     "Lodging Transactions Soared in '94," April, 1995 "Hotel Development Costs on the Rise," May, 1995 "Hotel Values up Significantly," June, 1995
                     "What a Franchise Costs over the Long Term," July,
                      1995
                     "Road Food Part II," August, 1995
                     "It's Time for Franchise Reform," September, 1995 "Extended Stay May Not Extend Your Profits,"
                      October, 1995
                     "The Year as I See It," November, 1995
                     "Cap Rate 101," January, 1996

Michigan Lodging

                     "Hotel Development Costs," January, 1988

The Mortgage and Real Estate Executives Report

                     "Atlantic City Building Game Involves High Stakes,"
                      August, 1979
                     "How Interest Rates Affect Real Estate Values,"
                      June, 1982
                     "Update on Hotel Development Costs," May 1, 1983

Motel-Hotel Insider

                     "The  $100,000  Plus  Hotel  Room Has Become a
                      Reality," November 19, 1979
                     "Update on Hotel Development Costs," April 4, 1983

NAIFA - The
Appraisal Review

                     "Hotel Valuation Techniques," Vol. 44, 1991

Real Estate Digest

                     "Why Should the Management Team be Important to
                      Hotel Lenders," Fall, 1988

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate
Finance Journal

                     "What is a Typical Fee for a Hotel Management
                      Contract?" Fall, 1988
                     "Hotel Franchise Fees," Winter 1989
                     "Why the Management Team Should be Important to
                      Hotel Lenders," Spring, 1989
                     "Hotel Values and Costs," Summer, 1989
                     "Structuring a Hotel Investment," Fall, 1989
                     "A Guide for Lenders Holding  Distressed  Hotel
                      Loans," Winter, 1990
                     "Estimating  Current  Interest  Rates  for Hotel
                      Financing," Spring, 1990
                     "Hotel Valuation Techniques," Summer, 1990
                     "Now is the Time to Review Your Hotel's Property
                      Taxes," Fall, 1990
                     "Property Tax Assessments for Hotels and Motels,"
                      Winter, 1991
                     "Putting Together Hotel Management  Agreements -
                      Part I," Spring 1991
                     "Putting Together Hotel Management  Agreements -
                      Part II," Summer, 1991
                     "The 1980s - The Decade of Change," Fall, 1991
                     "An Overview of the Hotel Industry: Past, Present,
                      and Future," Spring, 1994

Real Estate Forum

                     "Casino Hotels Raise Valuation Questions,"
                      November, 1981

Real Estate
Investment Ideas

                     "How Fuel and Energy Shortages Should Affect Investment
                      Decisions in the Hospitality Industry," March, 1974
                     "Upward Trend Continues for Sales Price of Hotel-Motel
                      Properties," May, 1988
                     "High Prices Paid for Hotel-Motel Properties," February,
                      1990

Real Estate Issues

                     "Employee Compensation for a Consulting Practice,"
                      Fall/Winter, 1985
                     "Hotel/Motel Market Sales Update," Spring/Summer,
                      1987

Real Estate Newsletter

                     "Computers in Hotel Appraising," May 15, 1989

Real Estate
Investment Ideas

                     "Hotel-Sales Update," Winter, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate Review

                     "Valuing Motels and Hotel in the Current Market,"
                      Fall, 1972
                     "Dealing With Distressed Hostelry Loans," Fall, 1975 "The Mortgage Underwriting Consultant Comes of
                      Age," Fall, 1977
                     "Real Estate Compensation," Winter, 1987

Real Estate Workouts
and Asset Management

                     "Stephen Rushmore on Directions in the Hospitality
                      Industry," September, 1992

Real Values

                     "Hotel Construction Cost Update," April, 1986

Restaurant and
Hotel Design
                     "How Much Should the Renovation Be?" March, 1986
                     "14 Notable Hotel Development Firms," December, 1987

Rushmore on Hotel Valuation

                     "Mortgage - Equity," Winter, 1979
                     "Atlantic City - From Bust to Boom," Winter, 1979 "Mortgage - Equity," Spring, 1979
                     "Developing Mortgage Data," Spring 1979
                     "Gasoline and Market Values, " Spring, 1979
                     "Mortgage - Equity," Fall, 1979
                     "Quantifying a Hotel's Business Value," Fall, 1979 "What Has Happened to Typical Hotel-Motel
                      Development Costs?," Fall, 1979
                     "Mortgage-Equity," Winter, 1980
                     "Extending Hotel Economic Life Through Renovation,"
                      Winter, 1980
                     "Estimating Hotel Land Values Using Comparable
                      Ground Leases," Winter, 1980
                     "Quantifying the Value of Personal Property to a
                      Going Hotel," Spring, 1980
                     "Recent Changes in New York City's Hotel Market,"
                      Spring, 1980
                     "Hotel-Motel Economic Lives," Fall, 1980
                     "Mortgage - Equity," Fall, 1980
                     "Mortgage - Equity," Winter, 1981
                     "Developing Mortgage Data," Winter, 1981
                     "Statistical  Support  for  Food  and  Beverage
                      Projections," Winter, 1981
                     "Mortgage - Equity," Spring/Summer, 1981

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Rushmore on Hotel Valuation (continued)

                     "Quantifying a Hotel's Demand," Spring/Summer, 1981
                     "A Five-Year Overview of Typical Hotel-Motel
                      Development Costs," Spring/Summer, 1981
                     "Mortgage - Equity," Winter/Spring, 1982
                     "Update on Hotel Capitalization Rates,"
                      Winter/Spring, 1982
                     "Mortgage - Equity," Summer/Fall, 1982
                     "Are Casino Hotels Really Worth $500,000 Per Room?"
                      Summer/Fall, 1982
                     "The Hotel-Motel Life Cycle, Summer/Fall, 1982
                     "Mortgage - Equity," Winter/Spring, 1983
                     "Update on Hotel Development Costs," Winter/Spring, 1983 "The Valuation of Hotels and Motels for Assessment
                      Purposes," Winter, 1984
                     "Hotel Capitalization Rates," Summer, 1984
                     "Hotel Development Cost Survey," Summer, 1984
                     "Selecting a Hotel Management Company," Fall, 1984 "Hotel Capitalization Rates," Spring, 1985
                     "How to Perform a Breakeven Analysis," Spring, 1985 "Hotel Capitalization Rates," Winter, 1986
                     "Hotel Development Costs," Winter, 1986
                     "Hotel Valuation Survey," Winter, 1987
                     "Impact of New Tax Laws on Hotel Values," Winter, 1987 "Hotel-Motel Market Sales Update," Winter, 1987 "Structuring an Incentive Management Fee," Fall, 1987 "Understanding Your Hotel's Economic Life," Fall, 1987 "Hotel Development Costs," Fall, 1987
                     "Hotel, Motel Market Sales Update," Winter, 1988 "Amenity Creep," Winter, 1989
                     "Hotel Franchise Fees," Winter, 1989
                     "Hotel Valuation Index," Fall, 1989
                     "Latest Trends in Hotel Values," Fall, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Tri-State Real Estate Journal

                     "Across the Nation: Hotel Sale Prices Escalate on Average,"
                      December 23, 1994

U.S. Real Estate Week

                     "All-Suites Market Entering Second Phase," May 4, 1987

Valuation

                     "Hotel-Motel Market Sales Update," February, 1987

Quarterly Newsletter
Hotel Valuation Journal

                     Professional newsletter with a circulation of 10,000

Real Estate Column
Lodging Hospitality

                     Real estate editor for a major monthly hospitality periodical

Hospitality Column
Real Estate Finance Journal

                     Contributing hospitality editor

Computer Software
Hospitality Valuation Software

                     Hotel financial software for room night analyses, income and expense forecasts, and valuation calculations - developed and distributed for the Appraisal Institute

Hotel-Motel Data
Hospitality Market Data
Exchange

                     National clearinghouse for information pertaining to hotel and motel transactions

Hotel Valuation Index

                     National index of hotel value trends for 24 individual market areas

Hospitality Seminar Series

                     Intensive short courses for hotel and restaurant professionals

Hotel Franchise Fees Analysis Guide

                     Analysis of hotel franchise fees and costs

Hospitality Bibliography

                     Comprehensive literature index of hotel and restaurant books and articles

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Awards
Robert H. Armstrong Award

                     For the most significant contribution to The Appraisal Journal in 1975

Activities

                     Commercial pilot, instrument, multi-engine; sailing; skiing

Corporate and Institutional Clients Served

Aetna Life Insurance
AIG Real Estate Investment
Aldrich Eastman and Waltch
Allstate
American Airlines
America's Best Inns
Arthur Anderson & Company
Bankers Trust Company
Bank of America
Bank of Boston
Bank of Montreal
Bank of New York
Bank of Nova Scotia
Bank of Tokyo
Bank One-Columbus
Banque Indosuez
Barclay's Bank
Baybank Boston
The Beacon Companies
Bear, Stearns & Company, Inc.
Best Inns
Best Western International
Boykin Management Co.
Bradbury Suites
C. Itoh
Caesar's World
California Dept. of Transportation
Chase Lincoln First Bank, N.A.
Chase Manhattan Bank
Chemical Bank
Chrysler Capital Corporation
CIGNA
Citibank
Citicorp Real Estate
City of Boston
City of Detroit
City of Grand Rapids
City of Kalamazoo
City of Orlando
City of Philadelphia
City of Santa Monica
City of Toronto
Columbia Sussex Corporation
Continental Illinois National Bank
Copley Real Estate Advisors
Corporex Development
CRI, Inc.
Cushman and Wakefield
Days Inns
Edward J. DeBartolo Corp.

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and Institutional Clients Served (continued)

Deer Valley Ski Corporation
Doubletree Hotels
Drury Inns
Econo Lodge
Economic Development Admin.
EIE Regent International
Embassy Suites
Equitable Life Assurance
Equitable Real Estate Investment
European American Bank
Fairmont Hotels
Federal Deposit Insurance Corp.
First Boston
First California Savings
First Interstate Bank
First National Bank of Chicago
Four Seasons Hotels
Goldman, Sachs
Greater Orlando Aviation Authority
Great Western Bank
Great Western Savings
Guest Quarters
Hampton Inns
Hilton Hotels, Corp.
Hilton International
Holiday Corporation
Holiday Inns
Home Savings of America
Howard Johnson's
Hudson Hotels Corporation
Hyatt Hotels
Industrial Bank of Japan
Interstate Hotels
The Irvine Company
ITT Commercial Finance Corp.
Japan Airlines
JDC (America) Corporation
John Q. Hammons
John Hancock Life Insurance
Johnson & Wales College
Kenneth Leventhal & Assoc.
Kidder Peabody & Company, Inc.
La Quinta
Larken, Inc.
Lexington Companies
Loews Hotels
Harry Macklowe Real Estate
Marine Midland Bank, N.A.
Marriott Corporation
MA Bay Transit Authority
Massachusetts Mutual Life
Mellon Bank
Meridien Hotels
Merrill Lynch
Merrill Lynch Capital Markets
Metropolitan Life Insurance
Microtel
Midlantic Bank

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and Institutional Clients Served (continued)

Mitsubishi
Morgan Guaranty Bank & Trust Co.
J.P. Morgan Investment Management
Morgan Stanley
Motel 6, Inc.
Mutual Benefit Co.
National Westminster Bank
New York Life Insurance
Nippon Credit Bank
Nomura Securities Int'l
North American Taisei Corporation
Northwestern Mutual Life
Omni Hotels
Parabas Bank
Prime Motor Inns
Property Capital Trust
Prudential Life Insurance
Radisson Hotels
Ramada Inns
Red Lion Inns
Regent International
Registry Hotels
Residence Inns
Resolution Trust Corporation
Rhode Island Hospital Trust
Ritz-Carlton Hotels
Rodeway Inns
Rose Associates
Salomon Brothers
San Antonio Hotel/Motel Assoc.
Sanwa Bank
Security Pacific Bank
Servico Management Corp.
Sheraton Hotels
Sonesta Hotels
Sonnenblick-Goldman
Steamboat Ski Corporation
Stouffer Hotels
Stratton Corporation
Sumitomo Bank
Summerfield Hotel Corporation
Super 8 Hotels
Swiss Bank Corporation
Taisei
Texas Commerce Bancshares, Inc.
Tishman Realty Corporation
Trans World Airlines
Travelers Insurance
TraveLodge
Trusthouse Forte
UBS Securities
Union Labor Life
United Bank of Switzerland
United Inns, Inc.
United States Steel
Universal Hotels
U.S. Air Force
U.S. Department of Justice

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and
Institutional Clients
Served (continued)

U.S. Department of the Army
U.S. Department of the Interior
U.S. Economic Development Authority
U.S. Trust Company
Walt Disney Productions
Westin Hotels
Williams Hospitality Corporation
Winegardner & Hammons
Winthrop Financial Associates
Wyndham Hotels
Zeckendorf Company

Appearance as
an Expert Witness

Administrative Law Court - SEC, Washington, DC
Appellate Tax Board, Boston, Massachusetts
Arbitration, Wayne, New Jersey
Assessment Appeals Board, Los Angeles County, Los Angeles, California Board of Equalization and Review, Washington, District of Columbia (2) Board of Taxation, Atlantic City, New Jersey
Bureau de Revision Evaluation Fonciere du Quebec, Montreal, Canada Circuit Court, Orange County, Orlando, Florida
Condemnation Review Board, Minneapolis, Minnesota
Corporation Committee, Rhode Island State Senate
Court  of  Common  Pleas,  Allegheny  County, Pennsylvania
Court of Common Pleas, Franklin County, Ohio
Court of Common Pleas, Montgomery, Pennsylvania
Court of Common Pleas, Pittsburgh, Pennsylvania
Court of Common Pleas, Philadelphia, Pennsylvania
Court of Queen's Bench of Alberta, Canada
District Court, Arapahoe County, Colorado
District Court, Dallas County, Texas
District Court, Harris County, Texas
District Court, Tarrant County, Texas
District  Court,  Hennepin  County,  Minneapolis, Minnesota
District Court, Knoxville, Tennessee
Federal Bankruptcy Court, Oakland, California
Federal Bankruptcy Court, Los Angeles, California

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Appearance as
an Expert Witness
(continued)

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Denver, Colorado
Federal Bankruptcy Court, District of Columbia
Federal Bankruptcy Court, Miami, Florida (2)
Federal Bankruptcy Court, Chicago, Illinois
Federal Bankruptcy Court, New Orleans, Louisiana
Federal Bankruptcy Court, Greenbelt, Maryland
Federal Bankruptcy Court, Baltimore, Maryland
Federal Bankruptcy Court, Rockville, Maryland
Federal Bankruptcy Court, Boston, Massachusetts
Federal Bankruptcy Court, Grand Rapids, Michigan
Federal Bankruptcy Court, Las Vegas, Nevada
Federal Bankruptcy Court, Newark, New Jersey (2)
Federal Bankruptcy Court, Manhattan, New York (2)
Federal Bankruptcy Court, Westbury, New York
Federal Bankruptcy Court, Philadelphia, Pennsylvania
Federal Bankruptcy Court, Reading, Pennsylvania
Federal Bankruptcy Court, Salt Lake City, Utah
Federal Bankruptcy Court, Madison, Wisconsin (2)
Federal District Court, Rochester, New York
Federal District Court, Philadelphia, Pennsylvania (2)
Judicial  Arbitration  and  Mediation  Services, Dallas, Texas
Michigan Tax Tribunal, Detroit, Michigan
New Jersey Tax Court, Newark, New Jersey (2)
Superior Court, District of Columbia
Superior Court, Clayton County, Georgia (2)
Superior Court of North Carolina
Superior Court, Nashua, New Hampshire
Supreme Court, New York State, Buffalo, New York
Supreme Court, New York State, Manhattan, New York
Supreme Court, New York State, Riverhead, New York

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Appearance as
an Expert Witness
(continued)

Tax Review Board, San Joaquin County, Stockton, California
Tax Review Board, Bangor, Maine
Tax Review Board, Schenectady, New York
Tax Review Board, Yorktown, New York
Tax Review Board, North Carolina
Tax Review Board, Philadelphia, Pennsylvania (2)
U.S. District Court, Wilmington, Delaware
U.S. District Court, Madison, Wisconsin

  ==============================================================================
  Partial List of Hotels/Motels, Appraised or Reviewed Internationally

  North America

  Canada

   - Delta Hotel, Calgary
   - Econo Lodge, Hull
   - Hotel Lord Berri, Montreal
   - Hotel Vogue, Montreal
   - Hyatt Regency, Montreal
   - Le Ragence Hyatt, Montreal
   - Holiday Inn, Oshawa, Ontario
   - Hotel Le Chantecler, Quebec
   - Bond Place Hotel, Toronto
   - Carlton Hotel, Toronto
   - Chelsea Hotel, Toronto
   - Delta Chelsea Hotel, Toronto
   - Four Seasons on the Park, Toronto
   - Inn on the Park, Toronto
   - Novotel Missisauga, Toronto
   - Ramada Inn, Toronto
   - Sutton Hotel, Toronto
   - Toronto Marriott East, Toronto
   - Westbury Hotel, Toronto
   - Burnaby Villa Inn, Vancouver
   - Four Seasons Hotel, Vancouver
   - Sheraton Land Mark, Vancouver
   - Sheraton Plaza 500, Vancouver
   - Four Seasons Yorkville Hotel, Yorkville

  United States

  Alabama
   - MEI - Birmingham West, Bessemer
   - Comfort Inn, Birmingham
   - Courtyard by Marriott, Birmingham
   - Courtyard by Marriott-Hoover, Birmingham
   - Courtyard By Marriott/Homewood, Birmingham
   - Crown Sterling Suites, Birmingham
   - Fairfield Inn, Birmingham
   - Holiday Inn, Birmingham
   - Howard Johnson, Birmingham
   - Knights Inn, Birmingham
   - Ramada Inn, Birmingham
   - Residence Inn by Marriott, Birmingham
   - Still Waters Resort, Dadeville
   - Ramada Inn, Gadsden
   - Sheraton Hotel, Gulf Shores
   - Courtyard by Marriott, Huntsville
   - Knights Inn, Huntsville
   - Marriott Hotel-Proposed, Huntsville
   - La Quinta Inn, Huntsville University
   - Days Inn, Mobile
   - Hotel - Proposed, Mobile
   - Inn-Proposed, Mobile
   - Stouffer Riverview, Mobile
   - Courtyard by Marriott, Montgomery
   - Fairfield Inn, Montgomery
   - Holiday Inn-Downtown, Montgomery
   - Holiday Inn-East, Montgomery
   - Howard Johnson, Montgomery
   - La Quinta Inn, Montgomery
   - Residence Inn, Montgomery
   - Marriott's Grand Hotel, Point Clear
   - Holiday Inn, Sheffield
   - La Quinta, Tuscaloosa
   - Masters Economy Inn, Tuscaloosa
   - Proposed Extended Stay, West Mobile

  Alaska
   - Barratt Inn, Anchorage
   - Clarion Hotel, Anchorage
   - Holiday Inn, Anchorage
   - Hotel Captain Hook, Anchorage
   - International Airport Inn, Anchorage
   - Sheraton Anchorage Hotel, Anchorage

  Arizona
   - Holiday Inn, Bullhead City
   - Embassy Suites, Camelback
   - Compri Hotel-Proposed, Chandler
   - Quality Inn, Chandler
   - Ramada Inn, Chandler
   - AmeriSuite Hotel-Proposed, Flagstaff
   - Holiday Inn, Flagstaff
   - Motel 6, Flagstaff
   - Rodeway Inn, Flagstaff
   - Bright Angel Lodge, Grand Canyon
   - El Tovar Hotel, Grand Canyon
   - Grand Canyon National Park, Grand Canyon
   - Kachina Lodge, Grand Canyon
   - Maswik Lodge, Grand Canyon
   - Moqui Lodge, Grand Canyon
   - Phantom Ranch, Grand Canyon
   - Thunderbird Lodge, Grand Canyon
   - Yavapai Lodge, Grand Canyon
   - Hampton Inn-Proposed, Holbrook
   - Moqui Lodge, Kaibab National Forest
   - Rodeway Inn, Kingman
   - Nautical Inn Resort, Lake Havasu City
   - Lexington Hotel Suites, Mesa
   - Biosphere II Conference Center, Oracle
   - Best Western-Per Diem, Phoenix
   - Bobby McGee's, Phoenix
   - Caravan Inn, Phoenix
   - Compri Hotel-Proposed, Phoenix
   - Courtyard by Marriott-Black Canyon, Phoenix
   - Courtyard by Marriott-Mesa, Phoenix
   - Crescent Phoenix Hotel, Phoenix
   - Crown Sterling Suites, Phoenix
   - Days Inn, Phoenix
   - Doubletree Inn at Park Central, Phoenix
   - Embassy Suites, Phoenix
   - Embassy Suites-Biltmore, Phoenix
   - Executive Park Hotel, Phoenix
   - Fountain Suites Hotel, Phoenix
   - Granada Royale-Camelhead, Phoenix
   - Hilton Hotel, Phoenix
   - Holiday Inn, Phoenix
   - Hyatt Regency, Phoenix
   - La Quinta Hotel, Phoenix
   - Lexington Hotel Suites, Phoenix
   - Newton's Sands, Phoenix
   - Phoenician Golf & Tennis Resort, Phoenix
   - Pointe Hilton at Tapatio Cliffs, Phoenix
   - Quality Inn, Phoenix
   - Ramada Inn-Airport, Phoenix
   - Ramada Inn-East, Phoenix
   - Ritz Carlton, Phoenix
   - Sunburst Resort Hotel, Phoenix
   - Hassayampa Inn, Prescott
   - Clarion Inn at McCormick Ranch, Scottsdale
   - Conference Center, Scottsdale
   - Courtyard by Marriott-Mayo, Scottsdale
   - Doubletree Inn at Scottsdale Mall, Scottsdale
   - Fairfield Inn, Scottsdale
   - Fashion Square Hotel, Scottsdale
   - Loews Paradise Resort, Scottsdale
   - Marriott Camelback Inn, Scottsdale
   - Marriott Mountain Shadows, Scottsdale
   - Mountain Shadows Resort, Scottsdale
   - Orange Tree Resort, Scottsdale
   - Ramada-Valley Ho, Scottsdale
   - Red Lion's La Posada Resort, Scottsdale
   - Registry Resort, Scottsdale
   - Rodeway Inn, Scottsdale
   - Scottsdale Princess, Scottsdale
   - Sheraton Scottsdale Resort, Scottsdale
   - The Phoenician, Scottsdale
   - Valley Ho, Scottsdale
   - John Gardiner's Enchantment, Sedona
   - L'Auberege de Sedona, Sedona
   - Los Abrigados, Sedona
   - Orchards Inn, Sedona
   - Hotel-Proposed, Sierra Vista
   - Motel 6, Sierra Vista
   - Temple Bar Resort, Temple Bar
   - Coachman Inn - Proposed, Tolleson/Phoenix
   - Tubac Resort, Tubac
   - Canyon Ranch, Tucson
   - Coachman Inn-Proposed, Tucson
   - Courtyard by Marriott, Tucson
   - Doubletree Inn, Tucson
   - Embassy Suites, Tucson
   - Granada Royale Hometel-E. Broadway, Tucson
   - Hotel Park Tucson-Proposed, Tucson
   - Lexington Suites Hotel, Tucson
   - Loews Hotel, Tucson
   - Resort Hotel-Proposed, Tucson
   - Rodeway Inn, Tucson
   - Sunbelt Commerce Center Hotel, Tucson
   - La Quinta Inn, Tucson East
   - Bobby McGee's, Tuscon
   - Radisson Suite Hotel, Tuscon
   - Ventana Canyon Golf and Racquet, Tuscon
   - Ramada Inn, Union Hill

  Arkansas
   - Sheraton Inn, Fort Smith
   - Hilton, Hot Springs
   - Holiday Inn-Lake Hamilton, Hot Springs
   - Courtyard by Marriott, Little Rock
   - Holiday Inn, Little Rock
   - Legacy Hotel, Little Rock
   - Little Rock Hilton, Little Rock
   - Masters Economy Inn, Little Rock
   - Red Carpet Inn, Little Rock
   - Super 8, Little Rock
   - Masters Economy Inn, North Little Rock
   - Masters Economy Inn, Protho-Junction
   - Holiday Inn, Texarkana

  California
   - Hampton Inn, Agoura Hills
   - Ramada Inn, Agoura Hills
   - Residence Inn-Proposed, Agoura Hills
   - Island Motel, Almeda
   - Anaheim Hilton & Towers, Anaheim
   - Anaheim Park Motor Inn, Anaheim
   - Anaheim Plaza Hotel, Anaheim
   - Best Western Pavillions, Anaheim
   - Carousel Inn, Anaheim
   - Conestoga Hotel, Anaheim
   - Courtyard by Marriott, Anaheim
   - Crown Sterling Suites, Anaheim
   - Disneyland Hotel, Anaheim
   - Golden Forest Motel, Anaheim
   - Hampton Inn, Anaheim
   - Hilton, Anaheim
   - Holiday Inn Anaheim Center, Anaheim
   - Hotel-Proposed, Anaheim
   - Marriott Hotel, Anaheim
   - Pan Pacific Hotel, Anaheim
   - Pitcairn Motel, Anaheim
   - Raffles Inn, Anaheim
   - Ramada Maingate/Disneyland Hotel, Anaheim
   - Roger Morris Inn, Anaheim
   - Stovall's Inn, Anaheim
   - The Station Inn, Anaheim
   - Travelodge Inn at the Park, Anaheim
   - AmeriSuite, Anaheim Hills
   - Comfort Inn, Anahiem
   - Mansouri Hotel, Antioch
   - Red Lion, Apple Valley
   - Hampton Inn, Arcadia
   - Residence Inn, Arcadia
   - Hilton Lodge, Arrowhead Lake
   - Auburn Inn, Auburn
   - Sleep Inn, Auburn
   - Allstar Inn, Bakersfield
   - Clarion Hotel, Bakersfield
   - Courtyard by Marriott, Bakersfield
   - Economy Inn, Bakersfield
   - Ramada Inn, Bakersfield
   - Red Lion Hotel, Bakersfield
   - Residence Inn, Bakersfield
   - Rodeway Inn, Bakersfield
   - Hilton Hotel, Baldwin Park
   - San Gabriel Valley Hotel, Baldwin Park
   - The Hilton Hotel, Baldwin Park
   - Allstar Inn, Barstow
   - Economy Inn, Barstow
   - Marriott Berkeley Marina, Berkeley
   - Shattuck Hotel, Berkeley
   - Beverly Hills Hotel, Beverly Hills
   - Beverly Rodeo Hotel, Beverly Hills
   - Beverly Wilshire Hotel, Beverly Hills
   - Hilton Hotel-Cresthil, Beverly Hills
   - L'Ermitage, Beverly Hills
   - Peninsula Hotel, Beverly Hills
   - Best Western, Big Bear Lake
   - Big Bear Hotel, Big Bear Lake
   - Big Bear Lake Resort, Big Bear Lake
   - Big Bear Towering Pines, Big Bear Lake
   - Motel 6, Big Bear Lake
   - Post Ranch, Big Sur
   - Ventana Inn, Big Sur
   - Rodeway Inn, Blythe
   - Courtyard by Marriott, Brea
   - Holiday Inn, Brentwood
   - Courtyard by Marriott, Buena Park
   - Fairfield Inn, Buena Park
   - Hampton Inn, Buena Park
   - Holiday Inn, Buena Park
   - Crowne Sterling Suites, Burlingame
   - Hyatt Regency, Burlingame
   - Mariott Hotel - SFO, Burlingame
   - Marriott, Burlingame
   - Marriott-San Francisco Airport, Burlingame
   - Radisson Hotel-Proposed, Burlingame
   - Sheraton Hotel, Burlingame
   - Courtyard by Marriott, Camarillo
   - Best Western Fireside Inn, Cambria
   - Cambria Pines Lodge, Cambria
   - Residence Inn, Campbell
   - Hotel-Proposed, Capitola
   - Resort Hotel, Spa & Conference Ctr., Capitola
   - Allstar Inn, Carlsbad
   - Carlsbad Inn, Carlsbad
   - Inn of America, Carlsbad
   - La Costa Hotel and Spa, Carlsbad
   - Olympic Resort Hotel, Carlsbad
   - Tickle Pink Inn, Carmel
   - Allstar Inn, Carpinteria
   - Desert Princess Country Club, Cathedral City
   - Royce Suites Hotel, Cathedral City
   - Digger Bay, Central Valley
   - Marriott Hotel-Proposed, Century City
   - Westin Century Plaza Hotel, Century City
   - Neighborhood Inn-Proposed, Chatsworth
   - Red Lion Hotel, Chico
   - Otay Valley Inn, Chula Vista
   - Travelodge-Otay Valley, Chula Vista
   - Ramada Inn, City of Commerce
   - Sheraton Hotel, City of Industry
   - Allstar Inn, Coalinga
   - Harris Ranch Restaurant/Inn, Coalinga
   - Howard Johnson, Colton
   - Best Western Willow Tree Inn, Compton
   - Concord Hotel, Concord
   - Hilton Hotel, Concord
   - The Trees Inn, Concord
   - Motel 6, Corona
   - Hotel del Coronado, Coronado
   - Loews Coronado Bay Resort, Coronado
   - Madera Village Inn, Corte Madera
   - Ha' Penny Inn, Costa Mesa
   - La Quinta Hotel, Costa Mesa
   - Marriott Suites, Costa Mesa
   - Red Lion Hotel, Costa Mesa
   - Residence Inn, Costa Mesa
   - Pacifica Hotel, Culver City
   - Ramada Inn, Culver City
   - Courtyard by Marriott, Cupertino
   - Doubletree Hotel, Cupertino
   - Doubletree Hotel, Dana Point
   - Spa-Proposed, Danville
   - El Rancho, Davis
   - Furnace Creek Resort, Death Valley
   - Stovepipe Wells Village, Death Valley
   - Hilton, Del Mar
   - Days Inn, Diamond Bar
   - Compri Hotel, El Segundo
   - Proposed Summerfield, El Segundo
   - Days Inn, Emeryville
   - Holiday Inn-Bay Bridge, Emeryville
   - Lyons Restaurant, Emeryville
   - Budget Motel, Encinitis
   - Marriott Tenaya Lodge-Proposed, Fishcamp
   - Holiday Inn, Fort Myers Beach
   - All Suites Hotel/Athletic Club, Foster City
   - Clubtel-Proposed, Foster City
   - Courtyard by Marriott, Foster City
   - Holiday Inn, Foster City
   - Courtyard by Marriott, Fremont
   - Fremont Hotel, Fremont
   - Motel 6, Fremont
   - Residence Inn, Fremont
   - Allstar Inn, Fresno
   - AmeriSuite, Fresno
   - Chateau Inn, Fresno
   - Courtyard by Marriott, Fresno
   - Economy Inn, Fresno
   - Hacienda, Fresno
   - Holiday Inn, Fresno
   - Holiday Inn-Fresno Airport, Fresno
   - Howard Johnson Motel, Fresno
   - Piccadilly Inn, Fresno
   - Travelers Inn, Fresno
   - Travelers Lodge, Fresno
   - Griswold's Hotel, Fullerton
   - Holiday Inn, Fullerton
   - Marriott Hotel, Fullerton
   - Hotel-Proposed, Garden Grove
   - Hyatt Regency Alicante, Garden Grove
   - Princess Hotel, Garden Grove
   - Motel 6, Gilroy
   - Hyatt Regency-Proposed, Goleta
   - Allstar Inn, Hacienda Heights
   - Courtyard by Marriott, Hacienda Heights
   - Half Moon Bay Lodge, Half Moon Bay
   - Courtyard by Marriott, Harbor Boulevard
   - Grosvenor, Harborside-Pt. Loma
   - Inn at Foss Creek, Healdsburg
   - Chateau Marmont, Hollywood
   - Hollywood Palm Hotel, Hollywood
   - Sunset Towers Hotel, Hollywood
   - Waterfront Hilton Hotel, Huntington Beach
   - Compri Hotel, Hutton Centre
   - Grand Champions Resort, Indian Wells
   - Stouffer Esmerelda Resort, Indian Wells
   - Courtyard By Marriott, Irvine
   - Courtyard by Marriott - Proposed, Irvine
   - Embassy Suites, Irvine
   - Hilton Hotel, Irvine
   - Holiday Inn, Irvine
   - Hyatt Hotel, Irvine
   - La Quinta-Proposed, Irvine
   - Marriott Hotel, Irvine
   - Marriott-Proposed, Irvine
   - Registry Hotel, Irvine
   - Residence Inn-Proposed, Irvine
   - Amador Inn, Jackson
   - Embassy Suites, La Jolla
   - Hotel-Proposed, La Jolla
   - La Jolla Property, La Jolla
   - La Jolla Village Inn, La Jolla
   - Marriott Hotel, La Jolla
   - Residence Inn, La Jolla
   - Days Inn-Proposed, La Palma
   - PGA West Resort - Proposed, La Quinta
   - Lafayette Park Hotel, Lafayette
   - Laguna Shores, Laguna Beach
   - Holiday Inn, Laguna Hills
   - Ryokan Hotel-Proposed, Laguna Hills
   - Villa Valencia, Laguna Hills
   - Ritz Carlton, Laguna Niguel
   - Lake Mohave Resort, Lake Mohave
   - Resort at Squaw Creek, Lake Tahoe
   - Courtyard by Marriott, Larkspur Landing
   - Hilton, Las Cruces
   - Surf and Sand Hotel, Leguna Beach
   - Holiday Inn, Lido Beach
   - Motel-Proposed, Little Lake
   - Residence Inn, Livermore
   - Residence Inn-Proposed, Livermore
   - Breakers Hotel, Long Beach
   - Holiday Inn, Long Beach
   - Holiday Inn Airport, Long Beach
   - Marriott Hotel-Long Beach Airport, Long Beach
   - Marriott Hotel-Proposed, Long Beach
   - Ramada Renaissance Hotel, Long Beach
   - Residence Inn, Long Beach
   - Sheraton Long Beach & Office Tower, Long Beach
   - Airport Park Hotel, Los Angeles
   - Bel Age, Los Angeles
   - Biltmore Hotel, Los Angeles
   - Century Inn, Los Angeles
   - Checkers Hotel, Los Angeles
   - Courtyard by Marriott-Irvine Main, Los Angeles
   - Courtyard by Marriott-LAX Airport, Los Angeles
   - Crown Sterling Suites, Los Angeles
   - Days Inn, Los Angeles
   - Econo Lodge-Proposed, Los Angeles
   - Embassy Suites, Los Angeles
   - Embassy Suites-LAX-Proposed, Los Angeles
   - Four Seasons, Los Angeles
   - Hampton Inn-LAX, Los Angeles
   - Herrick and Campbell, Los Angeles
   - Hilton & Towers-LAX, Los Angeles
   - Hilton Hotel, Los Angeles
   - Holiday Inn Crowne Plaza-LAX, Los Angeles
   - Le Montrose Hotel, Los Angeles
   - Ma Maison Sofitel, Los Angeles
   - Macklowe Hotel, Los Angeles
   - Marriott Century City, Los Angeles
   - MCA Hotel-Proposed, Los Angeles
   - New Otani Hotel, Los Angeles
   - Playa Vista Development, Los Angeles
   - Stouffer Concourse Hotel, Los Angeles
   - Westin Bonaventure, Los Angeles
   - Westwood Marquis Hotel, Los Angeles
   - Los Gatos Lodge, Los Gatos
   - Macienda Inn, Los Gatos
   - Toll House Inn, Los Gatos
   - Residence Inn, Manhattan Beach
   - All Suite Hotel, Marina Del Rey
   - Marina Beach Hotel, Marina del Rey
   - Marina del Rey Hotel and Marina, Marina del Rey
   - Marina Suites Hotel, Marina Del Rey
   - Marriott Marina Del Rey, Marina Del Rey
   - Residence Inn, Meriden
   - Quality Suites Hotel - Proposed, Millbrae
   - Beverly Heritage Hotel, Milpitas
   - Crown Sterling Suites, Milpitas
   - Holiday Inn, Milpitas
   - Courtyard by Marriott, Mira Mesa
   - Grosvenor, Mission Bay
   - Motel Orleans, Modesto
   - Red Lion Hotel, Modesto
   - Red Lion-Proposed, Modesto
   - Carmel Mission Inn, Monterey
   - Doubletree Inn, Monterey
   - Former Monterey Hilton Hotel, Monterey
   - Monterey Plaza, Monterey
   - Plaza Hotel, Monterey
   - Sheraton Hotel, Monterey
   - Pebble Beach Company, Monterey County
   - Inn at Morro Bay, Morro Bay
   - Residence Inn, Mountain View
   - Inn at Napa Valley, Napa
   - Best Western Inn, Napa Valley
   - Clarion Hotel-Napa Valley, Napa Valley
   - Silverado, Napa Valley
   - Ha'Penny Motel, National City
   - Allstar Inn, Needles
   - Hilton-Newark/Fremont, Newark
   - Four Seasons Hotel, Newport Beach
   - Hotel Meridien, Newport Beach
   - Hyatt Newporter, Newport Beach
   - Newporter Resort, Newport Beach
   - Sheraton, Newport Beach
   - Days Inn-Proposed, North Hollywood
   - Northstar, North Lake Tahoe
   - Ramada Inn, Norwalk
   - Impact Study - Proposed Hotel, Oakdale
   - Hilton Inn, Oakland
   - Holiday Inn, Oakland
   - Holiday Inn-Oakland Airport, Oakland
   - Parc Oakland Hotel, Oakland
   - Resort - Proposed, Olympic Valley
   - Resort at Squaw Creek-Proposed, Olympic Valley
   - Clarion Hotel, Ontario
   - Compri Hotel, Ontario
   - Fairfield Inn, Ontario
   - Holiday Inn, Ontario
   - Lexington Hotel Suites, Ontario
   - Red Lion Hotel, Ontario
   - Doubletree Hotel, Orange
   - Woodfin Suites, Orange
   - Embassy Suites, Palm Desert
   - Marriott Desert Springs, Palm Desert
   - Canyon Resort, Palm Springs
   - Compri Hotel-Proposed, Palm Springs
   - Courtyard by Marriott, Palm Springs
   - Desert Princess, Palm Springs
   - Grand Champions Resort, Palm Springs
   - International Hotel and Resort, Palm Springs
   - Ocotillo Lodge, Palm Springs
   - Palm Canyon, Palm Springs
   - PGA West Resort-Proposed, Palm Springs
   - Spa Hotel at Mineral Springs, Palm Springs
   - Westin Hotel, Palm Springs
   - Grosvenor, Palmdale
   - Super 8, Palmdale
   - Cowper Square, Palo Alto
   - Garden Court, Palo Alto
   - Holiday Inn, Palo Alto
   - Stanford Park, Palo Alto
   - Marriott, Paradise Valley
   - All Suite Hotel-Proposed, Pasadena
   - Doubletree Hotel, Pasadena
   - Holiday Inn, Pasadena
   - Cascade Ranch Lodge, Pescadero
   - Elk Lodge, Petaluma
   - Hotel Petaluma, Petaluma
   - Hilton-Proposed, Pismo Beach
   - Hilton-Sea Point, Pismo Beach
   - Holiday Inn, Pismo Beach
   - Hotel-Proposed, Pismo Beach
   - Pismo II, Pismo Beach
   - Fairfield Inn, Placentia
   - Residence Inn, Placentia
   - Howard Hughes Center, Playa Vista
   - Pleasant Hill Inn, Pleasant Hill
   - Residence Inn, Pleasant Hill
   - Club Hilton Hotel-Proposed, Pleasanton
   - Compri Hotel, Pleasanton
   - Courtyard by Marriott, Pleasanton
   - Hilton, Pleasanton
   - Holiday Inn, Pleasanton
   - Pleasanton Creek, Pleasanton
   - Shilo Inn - Hilltop, Pomona
   - Compri Hotel, Rancho Bernardo
   - Radisson Suites, Rancho Bernardo
   - Comfort Inn Motel, Rancho Cordova
   - Courtyard by Marriott, Rancho Cordova
   - Economy Inn, Rancho Cordova
   - El Rancho, Rancho Cordova
   - Quality Suites-Proposed, Rancho Cordova
   - Sheraton Sunrise, Rancho Cordova
   - Marriott Rancho Las Palmas, Rancho Mirage
   - Mission Hills Hotel, Rancho Mirage
   - Resort Hotel-Proposed, Rancho Mirage
   - Westin Mission Hills Resort, Rancho Mirage
   - Bridge Bay Resort, Redding
   - Grand Manor Inn, Redding
   - La Quinta Inn, Redding
   - Motel 6, Redding
   - Motel Orleans, Redding
   - Red Lion Inn, Redding
   - Shasta Inn, Redding
   - Portofino Hotel & Yacht Club, Redondo Beach
   - Sheraton, Redondo Beach
   - Sofitel Redwood Shores, Redwood
   - Days Inn, Richmond
   - Best Western Carraige Inn, Ridgecrest
   - Days Inn, Riverside
   - Mission Inn-Proposed, Riverside
   - Omni Mission Inn, Riverside
   - Sheraton Hotel, Riverside
   - Red Lion Inn, Rohnert Park
   - Crown Sterling Suites, S.San Fransicso
   - Allstar Inn, Sacramento
   - Arco Arena II-Proposed, Sacramento
   - Arco Park, Sacramento
   - Catering Center - Proposed, Sacramento
   - Clarion Hotel, Sacramento
   - Compri Hotel-Proposed, Sacramento
   - Courtyard by Marriott, Sacramento
   - Courtyard by Marriott-S. Natomas, Sacramento
   - Hilton Hotel, Sacramento
   - Holiday Inn-Capital Plaza, Sacramento
   - Hotel-Proposed, Sacramento
   - Hyatt Arbitrat, Sacramento
   - Hyatt Regency, Sacramento
   - La Quinta Hotel, Sacramento
   - Motel Orleans, Sacramento
   - Radisson Hotel, Sacramento
   - Red Lion Inn, Sacramento
   - Residence Inn, Sacramento
   - Sacramento Inn, Sacramento
   - Sierra Inn, Sacramento
   - Sterling Hotel, Sacramento
   - Travelers Inn, Sacramento
   - Woodlake Inn, Sacramento
   - Harvest Inn, Saint Helena
   - Courtyard by Marriott, San Bruno
   - San Carlos Motel Development, San Carlos
   - Atlas Hotels/Mission Valley Inn, San Diego
   - Best Western Seven Seas Motor Lodge, San Diego
   - Budget Motel of America, San Diego
   - Catamaran Resort Hotel, San Diego
   - Center Pointe Development, San Diego
   - Comfort Inn, San Diego
   - Courtyard by Marriott-Mira Mesa, San Diego
   - Doubletree Hotel, San Diego
   - Embassy Suites, San Diego
   - Executive Lodge, San Diego
   - Hanalei Hotel, San Diego
   - Harbor Island Hotel-Proposed, San Diego
   - Harborside Inn-Point Loma, San Diego
   - Harbortown Marina Resort, San Diego
   - Holiday Inn Montgomery Airport, San Diego
   - Holiday Inn-Embarcadero, San Diego
   - Holiday Inn-Harbor View, San Diego
   - Horton Grand Saddlery, San Diego
   - Horton Park Plaza Hotel, San Diego
   - Howard Johnson Hotel, San Diego
   - Inter-Continental Hotel & Marina, San Diego
   - Kings Inn, San Diego
   - La Jolla Village Inn, San Diego
   - La Quinta Hotel, San Diego
   - Marriott Hotel-Mission Valley, San Diego
   - Marriott Twin Towers and Marina, San Diego
   - Mission Valley Inn, San Diego
   - Omni Hotel, San Diego
   - Radisson Hotel, San Diego
   - Ramada Inn, San Diego
   - Ramada Limited Suites, San Diego
   - Ramada Old Town, San Diego
   - Ramada Rancho Penasquitos, San Diego
   - Red Lion Inn, San Diego
   - Regency Plaza Hotel, San Diego
   - San Diego Marriott, San Diego
   - Seven Seas Lodge, San Diego
   - Sheraton Grand, San Diego
   - Sheraton Harbor Island East, San Diego
   - Super 8-Point Loma, San Diego
   - Symphony Towers, San Diego
   - Town and Country Hotel, San Diego
   - Travelodge Hotel Plaza, San Diego
   - U.S. Grant Hotel, San Diego
   - Westin-Proposed, San Diego
   - Abagail Inn, San Francisco
   - Bellevue Hotel, San Francisco
   - Cable Motor Inn, San Francisco
   - California Cafe, San Francisco
   - Campton Place, San Francisco
   - Cartwright Hotel, San Francisco
   - Chancellor Hotel, San Francisco
   - Clarion Inn-San Francisco Airport, San Francisco
   - Comfort Inn, San Francisco
   - Courtyard by Marriott-Airport, San Francisco
   - Embarcadero Inn, San Francisco
   - Fairmont Hotel, San Francisco
   - Grand Hyatt, San Francisco
   - Grosvenor Clift Hotel, San Francisco
   - Harbor Court Hotel, San Francisco
   - Hilton Hotel, San Francisco
   - Holiday Inn - Union Square, San Francisco
   - Holiday Inn Crowne Plaza, San Francisco
   - Holiday Inn-Civic Center, San Francisco
   - Holiday Inn-Fisherman's Wharf, San Francisco
   - Holiday Inn-Golden Gateway, San Francisco
   - Holiday Inn-South, San Francisco
   - Holiday Lodge, San Francisco
   - Hotel Diva, San Francisco
   - Hotel Meridien, San Francisco
   - Hotel Union Square, San Francisco
   - Hotel-Proposed, San Francisco
   - Hyatt Fisherman's Wharf, San Francisco
   - Hyatt Regency Embarcadero, San Francisco
   - Inn at Fisherman's Wharf, San Francisco
   - Inn at the Opera, San Francisco
   - Inn-Proposed, San Francisco
   - Juliana Hotel, San Francisco
   - King George Hotel, San Francisco
   - La Quinta Inn, San Francisco
   - La Quinta-Airport, San Francisco
   - Lambourne Hotel, San Francisco
   - Laurel Motor Inn, San Francisco
   - Majestic Hotel, San Francisco
   - Manx Hotel, San Francisco
   - Mark Twain, San Francisco
   - Marriott, San Francisco
   - Marriott San Francisco-Proposed, San Francisco
   - Marriott-Airport, San Francisco
   - Orchard Hotel, San Francisco
   - Pan Pacific Hotel, San Francisco
   - Parc 55 Hotel, San Francisco
   - Park Hyatt Hotel, San Francisco
   - Portman Hotel, San Francisco
   - Prescott Hotel, San Francisco
   - Queen Anne Hotel, San Francisco
   - Ramada Hotel, San Francisco
   - Regis Hotel, San Francisco
   - Ritz-Carlton Hotel, San Francisco
   - San Franciscan, San Francisco
   - San Francisco Hotel, San Francisco
   - Savoy Hotel, San Francisco
   - Sheraton Palace Hotel, San Francisco
   - Sheraton-Fisherman's Wharf, San Francisco
   - Sir Francis Drake Hotel, San Francisco
   - Stanford Court, San Francisco
   - Stouffer Stanford Court Hotel, San Francisco
   - Super 8-Fisherman's Wharf, San Francisco
   - Westin St. Francis, San Francisco
   - Crowne Sterling Suites, San Francisco - South
   - Olympic Club Golf Course, San Francisco/San Mateo
   - Budget Inn, San Jose
   - Courtyard by Marriott, San Jose
   - Cozy 8 Arena Hotel, San Jose
   - Fairmont Hotel, San Jose
   - Holiday Inn, San Jose
   - Ramada Renaissance, San Jose
   - Red Lion Inn, San Jose
   - Islander Motel, San Leandro
   - Apple Farm Inn, San Luis Obispo
   - Embassy Suites, San Luis Obispo
   - Holiday Inn, San Luis Obispo
   - Los Nomados Resort, San Luis Obispo
   - Twin Oaks Golf Course, San Marcos
   - Dunfey San Mateo Hotel, San Mateo
   - Compri Hotel-Proposed, San Pedro
   - Embassy Suites Hotel, San Rafael
   - Marriott Hotel-Proposed, San Ramon
   - Residence Inn, San Ramon
   - AAA Inn, Santa Ana
   - California Palms Hotel, Santa Ana
   - Comfort Inn, Santa Ana
   - Compri Hotel, Santa Ana
   - Embassy Suites Santa Ana, Santa Ana
   - Executive Lodge, Santa Ana
   - Howard Johnson, Santa Ana
   - Quality Inn, Santa Ana
   - Ramada Inn-Orange County, Santa Ana
   - El Encanto Hotel, Santa Barbara
   - Fess Parker's Red Lion Resort, Santa Barbara
   - Four Seasons Hotel, Santa Barbara
   - Montecito Inn, Santa Barbara
   - San Ysidro Ranch, Santa Barbara
   - Santa Barbara Inn, Santa Barbara
   - Biltmore Hotel & Suites, Santa Clara
   - Days Inn, Santa Clara
   - Doubletree Hotel, Santa Clara
   - Embassy Suites, Santa Clara
   - Inn At Saratoga, Santa Clara
   - Marriott Hotel, Santa Clara
   - Quality Suites Hotel, Santa Clara
   - Dream Inn, Santa Cruz
   - Hilton, Santa Maria
   - Motel 6, Santa Maria
   - Econo Lodge-Proposed, Santa Monica
   - Holiday Inn, Santa Monica
   - Holiday Inn at the Pier, Santa Monica
   - Park Hyatt Hotel, Santa Monica
   - Santa Monica Beach Hotel, Santa Monica
   - Santa Monica/Slatkin, Santa Monica
   - Allstar Inn, Santa Rosa
   - Doubletree Hotel, Santa Rosa
   - Fountaingrove Inn, Santa Rosa
   - Holiday Inn, Santa Rosa
   - Round Barn Inn-Proposed, Santa Rosa
   - Sheraton Round Barn, Santa Rosa
   - Days Inn, Seaside
   - Embassy Suites, Seaside
   - Seaside 8 Motel, Seaside
   - Valley Radisson, Sherman Oaks
   - Red Lion, Sonoma
   - Sonoma Mission Inn, Sonoma
   - Holiday Inn - Proposed, Sonora
   - Timberwolf Lodge, South Lake Tahoe
   - Holiday Inn, South San Francisco
   - Hotel-Proposed, South San Francisco
   - Meadowood Resort, St. Helena
   - Hilton Hotel, Stockton
   - Holiday Inn, Stockton
   - La Quinta Hotel, Stockton
   - Motel Orleans, Stockton
   - Paradise Point Manna, Stockton
   - Sheraton-Proposed, Stockton
   - Hilton, Sunnyvale
   - Holiday Inn, Sunnyvale
   - Neighborhood Suites, Sunnyvale
   - Ramada Inn, Sunnyvale
   - Sunnyvale Hilton, Sunnyvale
   - Temecula Creek Inn, Temecula Creek
   - Westlake Plaza Hotel, Thousand Oaks
   - Courtyard by Marriott, Torrance
   - Holiday Inn, Torrance
   - Marriott Hotel, Torrance
   - Residence Inn, Torrance
   - Holiday Inn, Union City
   - MCA Hotel-Proposed, Universal City
   - Comfort Inn, Vallejo
   - Holiday Inn, Van Nuys
   - La Quinta Hotel, Ventura
   - Ocean Resorts, Ventura
   - Sheraton, Ventura
   - Greentree Inn, Victorville
   - Doubletree Inn, Walnut Creek
   - Parkside Hotel, Walnut Creek
   - Ramada Renaissance Hotel, Walnut Creek
   - Royce Hotel-Proposed, Walnut Creek
   - Walnut Creek Project, Walnut Creek
   - Hampton Inn, West Covina
   - Le Bel Age, West Hollywood
   - Le Dufy, West Hollywood
   - Le Mondrian Hotel, West Hollywood
   - Hilton, Whittler
   - Hotel & Conference Center-Proposed, Woodland
   - Marriott Hotel-Woodland Hills, Woodland Hills
   - Skylonda Retreat, Woodside
   - Compri Hotel-Proposed, Yorba Linda
   - Marriott-Tenaya Lodge, Yosemite
   - Motel Orleans, Yuba City

  Colorado
   - Days Inn, Arapahoe
   - Continental Inn, Aspen
   - Ritz-Carlton Hotel-Proposed, Aspen
   - Hampton Inn, Aurora
   - Holiday Inn, Aurora
   - Radisson Hotel, Aurora
   - Radisson Southeast, Aurora
   - Raffles Hotel, Aurora
   - Comfort Inn, Avon
   - Boulder Hotel-Downtown, Boulder
   - Clarion Hotel, Boulder
   - Courtyard by Marriott, Boulder
   - Doubletree Hotel-Proposed, Boulder
   - Hilton Harvest House, Boulder
   - Holiday Inn, Boulder
   - Interlocken Conference Resort-Prop., Boulder
   - Proposed Golf Course, Boulder
   - Residence Inn, Boulder
   - Hilton, Breckenridge
   - Ski Lodge-Proposed, Breckenridge
   - Interlocken Conference Center, Broomfield
   - Interlocken Conference Center-Prop., Broomfield
   - Embassy Suites, Colorado Springs
   - Hilton, Colorado Springs
   - Howard Johnson, Colorado Springs
   - Le Baron Hotel, Colorado Springs
   - Marriott, Colorado Springs
   - Quality Inn, Colorado Springs
   - Red Lion Inn, Colorado Springs
   - Sheraton Inn, Colorado Springs
   - Grand Butte Hotel, Crested Butte
   - Best Western Regency, Denver
   - Brown Palace, Denver
   - Clarion Hotel-Denver Airport, Denver
   - Courtyard by Marriott-Airport, Denver
   - Courtyard by Marriott-Southeast, Denver
   - Days Inn, Denver
   - Denver Airport Hilton Inn, Denver
   - Doubletree Hotel, Denver
   - Embassy Suites, Denver
   - Embassy Suites-Airport, Denver
   - Hilton-Technical Center, Denver
   - Holiday Inn-Downtown, Denver
   - Holiday Inn-West, Denver
   - Jackson's Hole Sport, Denver
   - Marriott-Southeast, Denver
   - Marriott-West, Denver
   - Radisson Hotel, Denver
   - Red Lion Hotel, Denver
   - Regency Inn, Denver
   - La Quinta Inn, Denver - Airport
   - La Quinta, Denver - South
   - Red Lion Inn, Durango
   - Hilton-Denver, Englewood
   - Residence Inn, Englewood
   - Scanticon Conference Center, Englewood
   - Marriott Hotel-Proposed, Fort Collins
   - Holiday Inn, Golden
   - Marriott-Denver West, Golden
   - Ramada Inn, Grand Junction
   - Sheraton-Proposed, Keystone
   - Compri Hotel, Lakewood
   - Hampton Inn, Lakewood
   - Sheraton Inn, Steamboat Springs
   - Proposed Hotel, Telluride
   - Days Inn, Vail
   - Doubletree Hotel, Vail
   - Lodge at Vail, Vail
   - Marriott's Mark Resort, Vail
   - Westin Vail Resort, Vail
   - Ramada Hotel, Westminster
   - Winter Park Resort, Winter Park

  Connecticut
   - Chester Inn-Chester, Chester
   - Inn-Proposed, Chester
   - Super 8-Proposed, Cromwell
   - Danbury Hilton & Towers, Danbury
   - Residence Inn, Danbury
   - Holiday Inn, Darien
   - Howard Johnson Lodge, Darien
   - Ramada Inn, Darien
   - Holiday Inn, East Hartford
   - Howard Johnson Lodge, East Lyme
   - Days Inn-Proposed, Enfield
   - Greenwich Habor Inn, Greenwich
   - Howard Johnson Lodge, Greenwich
   - Showboat Inn, Greenwich
   - Hotel-Proposed, Groton
   - Hilton Hotel, Hartford
   - Holiday Inn-Proposed, Hartford
   - Motel 6, Hartford
   - Ramada Inn, Hartford
   - Sheraton Tobacco Valley Inn, Hartford
   - Summit Hotel, Hartford
   - Super 8 Motel, Hartford
   - Susse Chalet, Hartford
   - Residence Inn By Marriott, Meriden
   - Holiday Inn, Milford
   - Susse Chalet, Milford
   - Howard Johnson Lodge, Mystic
   - Mystic Ramada Inn, Mystic
   - Holiday Inn, New Britain
   - Ramada Inn, New Britain
   - Colony Inn, New Haven
   - Holiday Inn, New Haven
   - Howard Johnson, New Haven
   - Quality Inn, New Haven
   - Residence Inn, New Haven
   - Radisson Hotel, New London
   - Best Western-Proposed, New Milford
   - Courtyard by Marriott, Norwalk
   - Holiday Inn, Norwalk
   - Howard Johnson, Norwalk
   - Ramada Inn, Norwalk
   - Susse Chalet, Rocky Hill
   - Ramada Hotel-Proposed, Shelton
   - Residence Inn - Shelton, Shelton
   - Heritage Village, Southbury
   - Southbury Hotel, Southbury
   - Susse Chalet, Southington
   - Days Inn, Stamford
   - Executive Hotel, Stamford
   - Harley Hotel, Stamford
   - Holiday Inn-Crowne Plaza, Stamford
   - Inn at Mill River, Stamford
   - Le Pavillon Hotel, Stamford
   - Marriott, Stamford
   - Radisson Tara Hotel, Stamford
   - Sheraton, Stamford
   - Best Western-Proposed, Stratford
   - Stratford Motor Lodge, Stratford
   - Marriott Hotel, Trumbull
   - Courtyard by Marriott, Wallingford
   - Susse Chalet, Wallingford
   - Howard Johnson Plaza Hotel, Waterbury
   - Super 8-Proposed, Waterbury
   - Residence Inn-Proposed, Waterford
   - Holiday Inn, Westbury
   - The Island Inn, Westbury
   - Courtyard by Marriott, Windsor
   - Sheraton Tobacco Valley Inn, Windsor
   - Holiday Inn-Proposed, Windsor Locks

  Delaware
   - Wilmington Hilton, Claymont
   - Rusty Rudder, Dewey Beach
   - Residence Inn-Proposed, Newark
   - Hilton Hotel, Wilmington
   - Hotel-Proposed, Wilmington
   - Marriott Suites, Wilmington
   - Residence Inn-Proposed, Wilmington

  District of Columbia
   - All Suite Hotel - Proposed, Washington
   - Bellevue Hotel, Washington
   - Canterbury Hotel, Washington
   - Capital Hilton, Washington
   - Capitol Hill Hotel, Washington
   - Castleton Hotel, Washington
   - Comfort Inn, Washington
   - Convention Center Inn, Washington
   - Dupont Plaza, Washington
   - Embassy Row Hotel, Washington
   - Fairfax Hotel, Washington
   - Fairmont Hotel, Washington
   - Four Seasons Hotel, Washington
   - General Scott Inn, Washington
   - Georgetown Hotel, Washington
   - Grand Hotel, Washington
   - Grand Hyatt, Washington
   - Hampshire House, Washington
   - Harambee House, Washington
   - Hay Adams Hotel, Washington
   - Holiday Inn Crowne Plaza, Washington
   - Holiday Inn-Capitol, Washington
   - Holiday Inn-Georgetown, Washington
   - Holiday Inn-Governor House, Washington
   - Hotel Washington, Washington
   - Howard Johnson, Washington
   - Hyatt Regency-Capitol, Washington
   - Hyatt-Convention Center, Washington
   - International Inn, Washington
   - Intrigue Hotel, Washington
   - Jefferson Hotel, Washington
   - Lombardy Tower Apartment Hotel, Washington
   - Madison Hotel, Washington
   - Manger Annapolis Hotel, Washington
   - Manger Hamilton Hotel, Washington
   - Manger Hay Adams Hotel, Washington
   - Marriott-Key Bridge, Washington
   - Mayflower Hotel, Washington
   - Omni Georgetown Hotel, Washington
   - Omni Shoreham Hotel, Washington
   - Park Terrace Hotel, Washington
   - Phoenix Park Hotel, Washington
   - Plaza Hotel, Washington
   - Potomac Hotel Group, Washington
   - Quality Inn-Capitol Hill, Washington
   - Quality Inn-Downtown, Washington
   - Ramada Inn-Central, Washington
   - Ramada Renaissance Hotel, Washington
   - Ritz-Carlton, Washington
   - River Inn, Washington
   - Riverside Towers, Washington
   - Sheraton City Centre, Washington
   - Sheraton Grand Hotel, Washington
   - Shoreham Hotel, Washington
   - St. James, Washington
   - State Plaza, Washington
   - Statler Hilton Hotel, Washington
   - Washington Hilton, Washington
   - Washington Plaza, Washington
   - Watergate Hotel, Washington
   - Wyndham Bristol Hotel, Washington

  Florida
   - Holiday Inn, Altamonte Springs
   - La Quinta, Altamonte Springs
   - Turnberry Isle Resort, Aventura
   - Boca Raton Hotel and Club, Boca Raton
   - Boca West, Boca Raton
   - Deerfield Beach Hilton, Boca Raton
   - Embassy Suites, Boca Raton
   - Park Place Suite Hotel, Boca Raton
   - Petite Suites, Boca Raton
   - Residence Inn, Boca Raton
   - Days Inn, Brandenton
   - South Seas Resort, Captive Island
   - Days Inn, Clearwater
   - Days Inn-Proposed, Clearwater
   - Holiday Inn - Central/Clearwater, Clearwater
   - La Quinta Inn, Clearwater
   - Sheraton Sand Key Hotel, Clearwater
   - Holiday Inn - Gulfview South, Clearwater Beach
   - Holiday Inn - Surfside North, Clearwater Beach
   - Howard Johnson, Clermont
   - Econolodge, Cocoa Beach
   - Hilton Hotel, Cocoa Beach
   - Holiday Inn, Cocoa Beach
   - Howard Johnson, Cocoa Beach
   - Perkins Restaurant, Cocoa Beach
   - Coconut Grove Hotel, Coconut Grove
   - Mayfair House, Coconut Grove
   - Proposed Hampton Inn, Coconut Grove
   - Biltmore Hotel, Coral Gables
   - Holiday Inn, Coral Gables
   - Holiday Inn (Court), Coral Gables
   - Plantation Hotel, Crystal River
   - Sheraton Inn, Cypress Gardens
   - Budget Inn, Davenport
   - Daytona Beach Surfside Regency, Daytona Beach
   - Howard Johnson, Daytona Beach
   - La Quinta Inn, Daytona Beach
   - Pirates Cove, Daytona Beach
   - Sheraton Inn, Daytona Beach
   - Crown Sterling Suites, Deerfield Beach
   - Days Inn, Deerfield Beach
   - Hilton Hotel, Deerfield Beach
   - Horizon Club, Deerfield Beach
   - Sheraton Inn, Deland
   - Hilton Hotel, Disney World
   - Holiday Inn, Edgewater
   - Knights Inn, Florida City
   - AmeriSuites Hotel-Proposed, Fort Lauderdale
   - Bahia Mar Hotel, Fort Lauderdale
   - Comfort Suites, Fort Lauderdale
   - Compri Hotel-Proposed, Fort Lauderdale
   - Costa Del Sol, Fort Lauderdale
   - Crown Sterling Suites, Fort Lauderdale
   - Days Inn, Fort Lauderdale
   - Embassy Suites Hotel, Fort Lauderdale
   - Executive House, Fort Lauderdale
   - Hilton Hotel, Fort Lauderdale
   - Hilton Inverrary, Fort Lauderdale
   - Holiday Inn - Galleria, Fort Lauderdale
   - Holiday Inn - North Beach, Fort Lauderdale
   - Holiday Inn-Proposed, Fort Lauderdale
   - Marriott Harbor Beach Hotel, Fort Lauderdale
   - Marriott Hotel & Marina, Fort Lauderdale
   - Marriott Hotel-Cypress Road, Fort Lauderdale
   - Pier 66 Hotel and Marina, Fort Lauderdale
   - Port Everglades Hotel, Fort Lauderdale
   - Stouffer Hotel, Fort Lauderdale
   - Days Inn, Fort Meyers
   - Courtyard by Marriott, Fort Myers
   - Holiday Inn, Fort Myers
   - La Quinta Hotel, Fort Myers
   - Sheraton Harbor Place-Proposed, Fort Myers
   - Sheraton Motor Inn, Fort Myers
   - Proposed Hotel, Fort Myers Beach
   - American Way, Fort Pierce
   - Days Inn, Fort Walton Beach
   - Holiday Inn - Airport, Fort.Lauderdale
   - Days Inn-University Center, Gainesville
   - Fairfield Inn, Gainesville
   - Howard Johnson Lodge-I-75, Gainesville
   - La Quinta Hotel, Gainesville
   - University Centre Hotel, Gainesville
   - Holiday Inn, Hialeah
   - Motel, Hillsboro Beach
   - Days Inn, Hollywood
   - Diplomat Hotel, Hollywood
   - Holiday Inn, Hollywood
   - Quality Suites - Oceanside, Indiatlantic
   - Hilton Inn, Inverrary
   - Best Inn, Jacksonville
   - Bradbury Suites-Proposed, Jacksonville
   - Compri Hotel-Proposed, Jacksonville
   - Courtyard By Marriott, Jacksonville
   - Days Inn, Jacksonville
   - Doubletree Club Hotel, Jacksonville
   - Hampton Inn, Jacksonville
   - Hotel-Proposed, Jacksonville
   - Jacksonville Hotel, Jacksonville
   - Residence Inn, Jacksonville
   - Sheraton Hotel, Jacksonville
   - Wyndham Lakes Hotel, Jacksonville
   - Sheraton Beach Hotel, Jensen Beach
   - Howard Johnson, Juno Beach
   - Hilton Hotel, Jupiter
   - Key Biscayne, Key Biscayne
   - Howard Johnson Lodge, Key Largo
   - Casa Marina Marriott, Key West
   - Fairfield Inn, Key West
   - Hampton Inn-Roosevelt Rd., Key West
   - Holiday Inn, Key West
   - Hyatt Hotel, Key West
   - La Concha Holiday Inn, Key West
   - Pier House Inn and Beach Club, Key West
   - Reach Hotel, Key West
   - Santa Maria Hotel, Key West
   - Timeshare Resort, Key West
   - Best Western Vacation Lodge, Kissimmee
   - Days Inn, Kissimmee
   - Days Inn West, Kissimmee
   - Days Lodge, Kissimmee
   - Howard Johnson Plaza Hotel, Kissimmee
   - Howard Johnson's, Kissimmee
   - KOA Campground, Kissimmee
   - Old Town Retail Complex, Kissimmee
   - Quality Suites, Kissimmee
   - Quality Suites-Maingate, Kissimmee
   - Save Inn, Kissimmee
   - Sheraton Lakeside, Kissimmee
   - Suite Hotel-Proposed, Kissimmee
   - Wynfield Inn, Kissimmee
   - Days Inn, Lake Buena Vista
   - Embassy Suites-Proposed, Lake Buena Vista
   - Hilton Hotel-Disney World, Lake Buena Vista
   - Marriott Orlando World Center, Lake Buena Vista
   - Days Inn, Lake City
   - Flagship Inn, Lake County
   - Travelodge Motel, Lake County
   - Lake Park Inn, Lake Park
   - Holiday Inn, Lake Placid
   - Hampton Inn-Proposed, Lakeland
   - Hotel-Proposed, Lakeland
   - Howard Johnson, Lakeland
   - Resort Hotel-Proposed, Lakeland
   - Resort-Imperial Lake-Prpsd., Lakeland
   - Proposed Hotel, Lee County
   - Sonesta Sanibel Harbour, Lee County
   - Holiday Inn, Lido Beach
   - Holiday Inn, Longboat Kay
   - Holiday Inn - Madiera Beach, Madiera
   - Howard Johnson, Marathon
   - Radisson Suite Resort, Marco Island
   - Holiday Inn, Marianna
   - Oceanfront Hotel, Melbourne
   - Quality Suites, Melbourne
   - Bahia Mar Hotel & Yachting Club, Miami
   - Biscayne Bay Marriott, Miami
   - Courtyard by Marriott, Miami
   - Crown Sterling Suites, Miami
   - Doral Ocean Beach Resort, Miami
   - Fairfield Inn, Miami
   - Hilton Hotel-Proposed, Miami
   - Holiday Inn Civic Center, Miami
   - Holiday Inn-Airport (Le Juene Rd.), Miami
   - Holiday Inn-Calder, Miami
   - Howard Johnson Hotel-Broad Causeway, Miami
   - Howard Johnson Hotel-Port of Miami, Miami
   - Howard Johnson Lodge-Golden Glades, Miami
   - Howard Johnson Lodge-Int'l Airport, Miami
   - Hyatt Regency Hotel, Miami
   - Inter-Continental Hotel, Miami
   - Jockey Club, Miami
   - Marriott Hotel-Downtown, Miami
   - Miami Airport Ramada, Miami
   - Proposed AmeriSuites, Miami
   - Propsed Hampton Inn, Miami
   - Residence Inn-Proposed, Miami
   - Sheraton River House, Miami
   - Sofitel Miami, Miami
   - Alexander Hotel, Miami Beach
   - Art Deco Hotel, Miami Beach
   - Cresent Timeshare, Miami Beach
   - Delano Hotel, Miami Beach
   - Doral Beach Hotel, Miami Beach
   - Eden Roc Hotel, Miami Beach
   - Fontainebleu Hotel, Miami Beach
   - Holiday Inn, Miami Beach
   - Holiday Inn-Central, Miami Beach
   - Holiday Inn-North, Miami Beach
   - Holiday Inn-Oceanside, Miami Beach
   - Holiday Inn-South, Miami Beach
   - Hotel-Proposed, Miami Beach
   - Nautilus Club Hotel, Miami Beach
   - Palm Resort on the Ocean, Miami Beach
   - Pan American Radisson, Miami Beach
   - Proposed Hotel, Miami Beach
   - Shelborne Beach Hotel, Miami Beach
   - Sheraton Beach, Miami Beach
   - Solymar Hotel-Proposed, Miami Beach
   - Quality Inn, Naples
   - Quality Inn-Gulfcoast, Naples
   - Registry Hotel at Pelican Bay, Naples
   - Registry Resort-Proposed, Naples
   - Super 8 Motel-Proposed, Naples
   - World Tennis Resort, Naples
   - Hyatt Newporter Hotel, Newport Beach
   - Hilton Hotel, North Redington Beach
   - Masters Economy Inn, North Seffner
   - Amfac Hotel, Orlando
   - Army lodging-Proposed, Orlando
   - Comfort Suites Hotel, Orlando
   - Compri Hotel-Airport-Proposed, Orlando
   - Compri Hotel-Proposed, Orlando
   - Courtyard - Orlando Airport, Orlando
   - Days Inn, Orlando
   - Days Inn and Lodge-Florida Mall, Orlando
   - Days Inn Civic Center, Orlando
   - Days Inn East of Universal Studios, Orlando
   - Days Inn-E/O Magic Kingdom, Orlando
   - Days Inn-Proposed, Orlando
   - Days Inn-Sandlake Road, Orlando
   - Days Suites-E/O Magic Kingdom, Orlando
   - Dolphin Hotel-Proposed, Orlando
   - Dutch Inn, Orlando
   - Embassy Suites, Orlando
   - Fairfield Inn, Orlando
   - Fairfield Inn-Airport, Orlando
   - Grand Cypress Resort, Orlando
   - Hampton Inn - Proposed, Orlando
   - Heritage Inn, Orlando
   - Holiday Inn Central Park, Orlando
   - Holiday Inn Crowne Plaza, Orlando
   - Holiday Inn-Airport, Orlando
   - Holiday Inn-International Drive, Orlando
   - Holiday Inn-Lee Road, Orlando
   - Holiday Inn-Maingate West, Orlando
   - Holiday Inn-Orange Blossom Trail, Orlando
   - Howard Johnson - Walt Disney World, Orlando
   - Howard Johnson-Kirkman, Orlando
   - Howard Johnson-Lake Holden, Orlando
   - Howard Johnson-Maingate, Orlando
   - Hyatt Grand Cypress, Orlando
   - Hyatt Regency Grand Cypress, Orlando
   - Hyatt-W. Irlo Bronson Mem. Hwy., Orlando
   - International Inn, Orlando
   - Kon Tiki Village, Orlando
   - La Quinta Hotel-Airport, Orlando
   - La Quinta Inn, Orlando
   - Omni Orlando, Orlando
   - Orlando Airport Hotel-Proposed, Orlando
   - Orlando Hamiton, Orlando
   - Orlando Plaza Hotel, Orlando
   - Orlando Twin Towers Hotel, Orlando
   - Park Suite Hotel-Proposed, Orlando
   - Peabody Hotel, Orlando
   - Princess Hotel and Spa, Orlando
   - Proposed Wellesley Inn, Orlando
   - Quality Inn, Orlando
   - Radisson Hotel-Aquatic Center, Orlando
   - Regency Inn, Orlando
   - Residence Inn By Marriott, Orlando
   - Rodeway Inn, Orlando
   - Save Inn, Orlando
   - Sheraton Jetport Inn, Orlando
   - Sheraton Lakeside, Orlando
   - Sheraton Twin Towers, Orlando
   - Sonesta Village Resort, Orlando
   - Stouffer Orlando Resort, Orlando
   - Swan Hotel-Proposed, Orlando
   - Thriftway Motel, Orlando
   - Wynfield Inn, Orlando
   - American Way, Osceola
   - Sheraton Gateway Motel, Osceola
   - Brazilian Court Hotel, Palm Beach
   - Heart of Palm Beach Hotel, Palm Beach
   - Hilton Inn, Palm Beach
   - Palm Court, Palm Beach
   - Holiday Inn, Palm Beach Garden
   - Days Inn, Panama City
   - Marriott's Bay Point, Panama City
   - Super 8, Panama City
   - Days Inn, Pensacola
   - Hilton Hotel, Pensacola
   - La Quinta Hotel, Pensacola
   - Residence Inn, Pensacola
   - Super 8, Pensacola
   - Proposed Hampton Inn, Pensacola Beach
   - Comfort Inn, Perdido Key
   - La Quinta, Pinellas County
   - Courtyard by Marriott, Plantation
   - Holiday Inn Plantation, Plantation
   - Sheraton Suites, Plantation
   - Days Inn, Pompano Beach
   - Palm-Aire Spa Resort, Pompano Beach
   - Lodge & Bath Club, Ponte Verde
   - Howard Johnson, Punta Gorda
   - Days Inn, Riviera Beach
   - Safety Harbor Spa, Safety Harbor
   - Holiday Inn, Saint Augustine
   - Howard Johnson, Saint Augustine
   - Courtyard by Marriott, Saint Petersburg
   - Don Ceahsar Beach Resort, Saint Petersburg
   - Hilton Hotel, Saint Petersburg
   - Howard Johnson, Saint Petersburg
   - Ramada Inn, Saint Petersburg
   - Residence Inn, Saint Petersburg
   - Saint Petersburg Motel, Saint Petersburg
   - Sheraton Hotel and Marina, Saint Petersburg
   - Vinoy Park Hotel, Saint Petersburg
   - Countryside Inn, Sanford
   - Days Inn, Sanford
   - Holiday Inn, Sanford
   - Azure Tides Resort-Proposed, Sarasota
   - Days Inn, Sarasota
   - Holiday Inn-Lido Beach, Sarasota
   - Proposed Hotel, Sarasota
   - Holiday Inn, Sebring
   - Embassy Suites, Singer Island
   - Hilton, Singer Island
   - Econo Lodge, Starke
   - Radisson Pan American Hotel, Sunny Isles
   - Best Inn, Tallahassee
   - Courtyard by Marriott, Tallahassee
   - Days Inn-Tallahassee, Tallahassee
   - American Way, Tampa
   - Courtyard by Marriott, Tampa
   - Days Inn, Tampa
   - Embassy Suites-Airport, Tampa
   - Hampton Inn-Airport, Tampa
   - Hilton-Airport, Tampa
   - Holiday Inn, Tampa
   - Holiday Inn Sahal Park, Tampa
   - Holiday Inn-Airport, Tampa
   - Manger Motor Inn, Tampa
   - Marriott Hotel, Tampa
   - Omni Tampa Hotel at Westshore, Tampa
   - Ramada Inn, Tampa
   - Rodeway Inn, Tampa
   - Saddlebrook Resort, Tampa
   - Sheraton Grand West, Tampa
   - Master Economy Inn, Tampa-East(Selfner)
   - Master Economy Inn, Tampa-North(Zephyrhills)
   - Days Inn, Vero Beach
   - Holiday Inn-Countryside, Vero Beach
   - Holiday Inn-Oceanside, Vero Beach
   - Saddlebrook Resort, Wesley Chapel
   - Courtyard by Marriott, West Melbourne
   - Airport Centre, West Palm Beach
   - Courtyard by Marriott, West Palm Beach
   - Days Inn, West Palm Beach
   - Field Palm Hotel, West Palm Beach
   - Hilton-Airport, West Palm Beach
   - Howard Johnson Lodge, West Palm Beach
   - Hyatt Hotel of the Palm Beaches, West Palm Beach
   - Royce Hotel, West Palm Beach
   - Masters Economy Inn, Zephyrhills

  Georgia
   - Atlanta Radisson Hotel, Atlanta
   - Atlanta Terrace Motel, Atlanta
   - Comfort Inn, Atlanta
   - Compri Hotel, Atlanta
   - Courtyard By Marriott-Airport North, Atlanta
   - Courtyard by Marriott-Airport South, Atlanta
   - Courtyard by Marriott-Cumberland, Atlanta
   - Courtyard by Marriott-Executive Pk., Atlanta
   - Courtyard by Marriott-Gwinnett, Atlanta
   - Courtyard by Marriott-Jimmy Carter, Atlanta
   - Courtyard by Marriott-PeachtrDunwdy, Atlanta
   - Courtyard by Marriott-Perimeter, Atlanta
   - Courtyard by Marriott-Rosewell, Atlanta
   - Courtyard by Marriott-Windy Hill, Atlanta
   - Cresthil Inn-Proposed, Atlanta
   - Days Inn, Atlanta
   - Days Inn - Northlake, Atlanta
   - Doubletree Hotel, Atlanta
   - Embassy Suites-Atlanta Perimeter, Atlanta
   - Embassy Suites-Buckhead, Atlanta
   - Embassy Suites-Galleria, Atlanta
   - F.W.W. Hotel, Atlanta
   - Fairfield Inn-Airport, Atlanta
   - Fairfield Inn-Gwinnett, Atlanta
   - Fairfield Inn-North Lake, Atlanta
   - Fairfield Inn-Northwest, Atlanta
   - Fairfield Inn-Peachtree, Atlanta
   - Fairfield Inn-South Lake, Atlanta
   - Hampton Inn-Airport, Atlanta
   - Hilton Inn, Atlanta
   - Holiday Inn Crowne Plaza, Atlanta
   - Holiday Inn-I-20 East, Atlanta
   - Holiday Inn-I-85 Monroe Drive, Atlanta
   - Holiday Inn-Perimeter Dunwooody, Atlanta
   - Hotel-Downtown-Proposed, Atlanta
   - Hotel-Proposed, Atlanta
   - Howard Johnson Hotel-Hartsfield, Atlanta
   - Howard Johnson-Airport, Atlanta
   - Howard Johnson-Northeast, Atlanta
   - Howard Johnson-Northwest, Atlanta
   - Howard Johnson-South, Atlanta
   - Hyatt Atlanta-Airport, Atlanta
   - La Quinta - Stone Mountain, Atlanta
   - La Quinta Hotel, Atlanta
   - La Quinta Hotel-West, Atlanta
   - Marriott Atlanta Airport, Atlanta
   - Marriott Hotel, Atlanta
   - Marriott Hotel-Downtown, Atlanta
   - Marriott Marquis, Atlanta
   - Marriott Suites Hotel-Proposed, Atlanta
   - Marriott-Perimeter, Atlanta
   - Master Economy Inn, Atlanta
   - Motel 6, Atlanta
   - Neighborhood Inn, Atlanta
   - Omni International Hotel, Atlanta
   - Perimeter North Inn, Atlanta
   - Proposed AmeriSuites, Atlanta
   - Quality Inn-Central, Atlanta
   - Radisson Inn, Atlanta
   - Ramada Inn-Perimeter, Atlanta
   - Residence Inn by Marriott-Dunwoody, Atlanta
   - Residence Inn-Airport, Atlanta
   - Residence Inn-Buckhead, Atlanta
   - Residence Inn-Northwest, Atlanta
   - Sheraton Century Center, Atlanta
   - Sheraton-Airport, Atlanta
   - Sporting Club at the Concourse, Atlanta
   - Stouffer Hotel-Proposed, Atlanta
   - Swissotel, Atlanta
   - Terrace Motel, Atlanta
   - Waverly Hotel, Atlanta
   - Westin Lenox Hotel, Atlanta
   - Westin Peachtree Plaza, Atlanta
   - Wyndham Garden Hotel, Atlanta
   - Hyatt Hotel, Atlanta Airport
   - Hampton Inn, Atlanta-Buckhead
   - Courtyard by Marriott, Augusta
   - Landmark Hotel, Augusta
   - Masters Economy Inn - Gordon Hwy., Augusta
   - Masters Economy Inn - Warner Robins, Augusta
   - Masters Economy Inn - Washington Rd, Augusta
   - Holiday Inn, Brunswick
   - Super 8, Brunswick
   - Days Inn, Calhoun
   - Super 8, Cartersville
   - Days Inn, Chamblee
   - Comfort Inn-Proposed, College Park
   - Holiday Inn Crowne Plaza, College Park
   - Courtyard by Marriott, Columbus
   - La Quinta Inn, Columbus
   - Super 8, Columbus
   - Best Inn, Dalton
   - Days Inn, Dalton
   - Holiday Inn-Proposed, Decatur
   - Sheraton Hotel, Decatur
   - Best Western-Perimeter-North, Doraville
   - Days Inn - Gwinnett, Duluth
   - Howard Johnson, Forsyth
   - Holiday Inn-Proposed, Gwinnett County
   - Holiday Inn, Jekyll Island
   - Jekyll Island Inn-Proposed, Jekyll Island
   - Hilton Hotel, Macon
   - Master Economy Inn, Macon
   - Best Inn, Marietta
   - Courtyard by Marriott-Delk Road, Marietta
   - Lafayette Hotel, Marietta
   - Hampton Inn, Marrietta (Atlanta)
   - Master Economy Inn, McDonough
   - Courtyard by Marriott-Perimeter, Norcross
   - Motel 6, Norcross
   - Hilton Hotel, Peachtree Corners
   - Super 8, Rome
   - Best Western, Savannah
   - Courtyard by Marriott, Savannah
   - Days Inn, Savannah
   - Days Inn-Bay Street, Savannah
   - Days Inn-Mall Blvd., Savannah
   - Fairfield Inn, Savannah
   - Hotel-Proposed, Savannah
   - Mulberry Inn, Savannah
   - Radisson Hotel-Proposed, Savannah
   - Royal Savannah, Savannah
   - Sheraton Savannah Resort & C.C., Savannah
   - Town and Country Motel, Savannah
   - Days Inn, Savannah Beach
   - Howard Johnson, Smyrna
   - Master Economy Inn, Tilton
   - Courtyard by Marriott-Northlake, Tucker
   - Master Economy Inn, Warner Robins
   - Super 8, Warner Robins

  Hawaii
   - Hyatt Regency Waikoloa, Hawaii
   - Mauna Kea Hotel, Hawaii
   - Kahala Hilton, Honolulu
   - Plaza Hotel, Honolulu
   - Waikiki Beachcomber, Honolulu
   - Waikiki Hobron, Honolulu
   - Coco Palms Resort, Kauai
   - Kauai Surf Hotel, Kauai
   - Westin Kauai-Kauai Lagoons Resort, Kauai
   - Westin Kauai-Proposed, Kauai
   - Kona Village, Kona
   - Royal Sea Cliff Resort, Kona
   - Westin Kauai at Kauai Lagoon, Lihue
   - Hyatt Regency, Maui
   - Marriott Resort, Maui
   - Maui Lu Hotel, Maui
   - Maui Surf Hotel, Maui
   - Westin Maui, Maui
   - Hawaiian Regent Hotel-Waikiki Beach, Oahu
   - Hotel-Proposed-Schofield Barracks, Oahu
   - Hyatt Regency Waikiki, Oahu
   - Kiahuna Plantation, Poipu Beach, Kauai
   - Transient Lodging Facilities, Schofield Barracks
   - Hilton Hawaiian Village, Waikiki
   - Grand Hyatt Wailea, Wailea

  Idaho
   - Compri Hotel, Boise
   - Holiday Inn, Boise
   - Holiday Inn-Airport, Boise
   - Red Lion Inn, Boise
   - Super 8, Boise
   - Motel 6, Coeur d'Alene
   - Super 8, Coeur d'Alene
   - Proposed Motel, Coure d'Alene
   - Super 8, Lewiston
   - Cotton Tree Inn, Pocatello
   - Super 8, Sand Point
   - Busterback Ranch, Sawtooth Valley

  Illinois
   - Arlington Park Hilton, Arlington Heights
   - Church Creek, Arlington Heights
   - Courtyard by Marriott, Arlington Heights
   - La Quinta Hotel, Arlington Heights
   - Hampton Inn-Proposed, Bedford Park
   - Best Inn, Bloomington
   - Fairfield Inn-Normal, Bloomington
   - Holiday Inn, Bloomington
   - Indian Lakes Resort, Bloomington
   - Ramada Inn, Bloomington
   - Super 8, Bloomington
   - Cresthil-Proposed, Buffalo Grove
   - Holiday Inn, Champaign
   - La Quinta Inn, Champaign
   - Radisson Suites - Champaign, Champaign
   - Suite Hotel-Proposed, Champaign
   - Super 8, Champaign
   - Ambassador West Hotel, Chicago
   - Americana Congress, Chicago
   - Conrad Hilton Hotel, Chicago
   - Courtyard by Marriott-Glenview, Chicago
   - Courtyard by Marriott-Highland, Chicago
   - Courtyard by Marriott-Lincoln, Chicago
   - Courtyard by Marriott-O'Hare, Chicago
   - Courtyard by Marriott-Waukegan, Chicago
   - Courtyard by Marriott-Woodale, Chicago
   - Days Inn, Chicago
   - Executive House, Chicago
   - Fairfield Inn-Lansing, Chicago
   - Fairfield Inn-Willowbrook, Chicago
   - Fairmont Hotel, Chicago
   - Guest Quarters Hotel, Chicago
   - Hilton and Towers, Chicago
   - Hilton-O'Hare, Chicago
   - Holiday Inn-Merchandise Mart, Chicago
   - Howard Johnson-O'Hare Int'l Airport, Chicago
   - Hyatt Regency, Chicago
   - Hyatt Suites Hotel, Chicago
   - Inter-Continental Hotel-Proposed, Chicago
   - La Quinta Inn - Hoffman Est., Chicago
   - Le Meridien, Chicago
   - Lenox House, Chicago
   - Lincoln Hotel, Chicago
   - Mark Twain Hotel, Chicago
   - Marriott-O'Hare, Chicago
   - Mayfair Regent, Chicago
   - McClurg Holiday Inn, Chicago
   - McCormick Inn Hotel, Chicago
   - Morton Hotel, Chicago
   - Omni Ambassador East, Chicago
   - Omni Morton Hotel, Chicago
   - Palmer House Hotel, Chicago
   - Ramada Inn - Lakeshore, Chicago
   - Ramada O'Hare, Chicago
   - Residence Inn-Deerfield, Chicago
   - Residence Inn-Lombard, Chicago
   - Sheraton Hotel-Downtown, Chicago
   - Sheraton Hotel-Proposed, Chicago
   - Sheraton O'Hare, Chicago
   - Sheraton Plaza Hotel, Chicago
   - Summerfield Suites Hotel, Chicago
   - Swissotel, Chicago
   - Tremont Hotel, Chicago
   - Westin Hotel, Chicago
   - Whitehall Hotel, Chicago
   - Hilton Hotel, Collinsville
   - Holiday Inn, Collinsville
   - Super 8, Columbus
   - Super 8, Crystal Lake
   - Super 8, Decatur
   - Courtyard by Marriott, Deerfield
   - Embassy Suites, Deerfield
   - Marriott Suites Hotel, Deerfield
   - Holiday Inn-Chicago, Des Plaines
   - Hotel-Proposed, Des Plaines
   - Compri Hotel-Proposed, Downers Grove
   - Radisson Suite Hotel, Downers Grove
   - Best Inn, Effingham
   - Ramada Inn, Elgin
   - Hampton Inn, Elk Grove Village
   - Marriott Suites, Elk Grove Village
   - Holiday Inn, Elmhurst
   - Orrington Hotel, Evanston
   - Drury Inn, Fairview Heights
   - Conference Center & Resort-Proposed, Fox Lake
   - Holiday Inn, Freeport
   - Hotel-Proposed, Gurnee
   - La Quinta Hotel, Hoffman Estates
   - Carson Inn, Itasca
   - Hamilton Wyndham, Itasca
   - Nordic Hills, Itasca
   - Holiday Inn, Joliet
   - Proposed Harrah's Riverboat, Joliet
   - Days Inn, Kankakee
   - Holiday Inn, LaSalle
   - Marriott Hotel, Lincolnshire
   - Hilton Inn, Lisle
   - Holiday Inn Crowne Plaza, Lisle
   - Embassy Suites, Lombard
   - Holiday Inn, Macomb
   - Best Inn, Marion
   - Best Inn, Mount Vernon
   - Holiday Inn, Mount Vernon
   - Ramada Inn, Mount Vernon
   - Courtyard by Marriott, Naperville
   - Ramada Inn, Naperville
   - Sheraton Naperville, Naperville
   - O'Hareport Hotel, Northlake
   - Courtyard by Marriott, Oakbrook Terrace
   - Super 8, Okawville
   - Fairfield Inn, Peoria
   - Days Inn, Peru
   - Super 8, Peru
   - Courtyard by Marriott, Rockford
   - Fairfield Inn, Rockford
   - Hampton Inn, Rockford
   - Embassy Suites, Rosemont
   - Quality Inn/Clarion, Rosemont
   - Sheraton Int'l At O'Hare, Rosemont
   - Holiday Inn, Salem
   - Compri Hotel, Schaumburg
   - Embassy Suites, Schaumburg
   - Marriott Schaumburg, Schaumburg
   - Holiday Inn, South Beloit
   - Ramada Renaissance Hotel, Springfield
   - Sheraton Inn, Springfield
   - Super 8-East, Springfield
   - Super 8-South, Springfield
   - Jumer's Castle, Urbana
   - Best Inn, Waukegan
   - Super 8, Waukegan

  Indiana
   - Clarion Fourwinds Inn, Bloomington
   - Holiday Inn, Bloomington
   - Inn at the Four Winds, Bloomington
   - Ramada Inn, Bloomington
   - Harbor Point Resort, Brookville Lake
   - Super 8, Columbus
   - Best Inn, Fort Wayne
   - Hilton, Fort Wayne
   - Downtown Hotel, Gary
   - Sheraton, Gary
   - Holiday Inn, Goshen
   - Howard Johnson, Hammond
   - Quality Inn, Hammond
   - Courtyard by Marriott-Airport, Indianapolis
   - Courtyard by Marriott-Carmel, Indianapolis
   - Courtyard by Marriott-Castleton, Indianapolis
   - Embassy Suites-Claypool Center, Indianapolis
   - Fairfield Inn-Castleton, Indianapolis
   - Fairfield Inn-College Park, Indianapolis
   - Hampton Inn-Proposed, Indianapolis
   - Hilton Hotel-Airport, Indianapolis
   - Hilton Inn-Downtown, Indianapolis
   - Holiday Inn-South, Indianapolis
   - Holiday Inn-Southeast, Indianapolis
   - Knights Inn, Indianapolis
   - Midway Motor Lodge, Indianapolis
   - Mohawk Inn, Indianapolis
   - Motel 6, Indianapolis
   - Proposed Fairfield Inn, Indianapolis
   - Proposed Residence Inn, Indianapolis
   - Radisson, Indianapolis
   - Ramada-Airport, Indianapolis
   - Wyndham Garden Hotel, Indianapolis
   - La Quinta Inn, Indianapolis Airport
   - Hilton Inn, Jeffersonville
   - Holiday Inn, La Porte
   - Days Inn, Lafayette
   - Holiday Inn, Lafayette
   - Cotton Mill Inn-Proposed, Madison
   - Hampton Inn, Merrillville
   - Holiday Inn Express, Merrillville
   - La Quinta Inn, Merrillville
   - Hotel Roberts, Muncie
   - Radisson Hotel, Muncie
   - Brown County Inn, Nashville
   - Holiday Inn, Portage
   - Knights Inn, Richmond
   - Holiday Inn, South Bend
   - Howard Johnson, South Bend
   - Signature Inn, Terre Haute
   - Super 8, Terre Haute
   - Courtyard Conversion, Valparaiso
   - Holiday Inn, Vincennes

  Iowa
   - Holiday Inn-Gateway Center, Ames
   - Holiday Inn, Cedar Falls
   - Collins Plaza, Cedar Rapids
   - Holiday Inn, Cedar Rapids
   - Roosevelt Hotel, Cedar Rapids
   - Super 8, Davenport
   - Courtyard by Marriott, Des Moines
   - Fairfield Inn, Des Moines
   - Holiday Inn, Des Moines
   - Holiday Inn - West, Des Moines
   - Holiday Inn-Downtown, Des Moines
   - Holiday Inn-North, Des Moines
   - Ramada Inn, Des Moines
   - Super 8-North, Des Moines
   - Super 8-West, Des Moines
   - Holiday Inn, Iowa City

  Kansas
   - Embassy Suites, Kansas City
   - Fairfield Inn-Overland Park, Kansas City
   - Holiday Inn-Mission Overland Park, Kansas City
   - Fairfield Inn, Kansas City West
   - Holiday Inn, Lawrence
   - University Inn, Lawrence
   - Holiday Inn, Manhattan
   - Courtyard by  Marriott, Overland Park
   - Hampton Inn-Proposed, Overland Park
   - Marriott Hotel, Overland Park
   - Park Inn International, Topeka
   - Super 8, Topeka
   - Canterbury Inn, Wichita
   - Former Sheraton Hotel, Wichita
   - Hilton-East, Wichita
   - Marriott Hotel, Wichita
   - Comfort Inn, Winfield

  Kentucky
   - Conference Center-Proposed, Boone County
   - Howard Johnson, Bowling Green
   - Brown County Inn, Brown County
   - Holiday Inn, Corbin
   - Hotel-Proposed, Covington
   - Thomas More Centre, Crestville Hill
   - Comfort Inn, Elizabethtown
   - Signature Inn, Elkhart
   - Holiday Inn, Florence
   - Signature Inn, Florence
   - Drawbridge Inn, Fort Mitchell
   - Days Inn, Georgetown
   - Days Inn, Henderson
   - Holiday Inn, Henderson
   - Bluegrass Motor Inn, Lexington
   - Courtyard by Marriott, Lexington
   - Holiday Inn, Lexington
   - Holiday Inn-East, Lexington
   - Holiday Inn-North, Lexington
   - Hyatt Hotel, Lexington
   - Knights Inn, Lexington
   - Super 8-Proposed, London
   - Brown Hotel, Louisville
   - Courtyard by Marriott-East, Louisville
   - Holiday Inn, Louisville
   - Holiday Inn South, Louisville
   - Holiday Inn-Central, Louisville
   - Holiday Inn-Northeast, Louisville
   - Ramada Inn, Louisville
   - Ramada Inn-East, Louisville
   - Signature Inn, Louisville
   - Days Inn, Madisonville
   - Executive Inn, Owensboro
   - Super 8-Proposed, Radcliff
   - Holiday Inn, Richmond

  Louisiana
   - Howard Johnson, Alexandria
   - Capital House, Baton Rouge
   - Convention Center Hotel-Proposed, Baton Rouge
   - Courtyard by Marriott, Baton Rouge
   - Crown Sterling Suites, Baton Rouge
   - Embassy Suites, Baton Rouge
   - Hilton Hotel, Baton Rouge
   - Holiday Inn-East, Baton Rouge
   - Holiday Inn-South, Baton Rouge
   - Holiday Inn-West, Baton Rouge
   - La Quinta Inn, Baton Rouge
   - Prince Murat Hotel, Baton Rouge
   - Proposed Homewood Suites, Baton Rouge
   - Quality Inn, Bossier City
   - Ramada Inn, Hammond
   - Ramada Inn, Houma
   - Holiday Inn - New Orleans, Kenner
   - Sheraton, Kenner
   - Hilton Hotel, Lafayette
   - La Quinta Hotel, Lafayette
   - Gateway Hotel, Metairie
   - Howard Johnson-Airport, Metairie
   - Canal Street Hotels L.P., New Orleans
   - Clarion Hotel, New Orleans
   - Days Inn, New Orleans
   - Fairmont Roosevelt Hotel, New Orleans
   - Hampton Inn-Proposed, New Orleans
   - Holiday Inn Crowne Plaza, New Orleans
   - Hostellerie de la Poste, New Orleans
   - Hotel Meridien, New Orleans
   - Hyatt Regency, New Orleans
   - Iberville Hotel, New Orleans
   - Inter-Continental Hotel, New Orleans
   - La Quinta Inn, New Orleans
   - Landmark Bourbon, New Orleans
   - Le Meridien New Orleans, New Orleans
   - Maison Dupuy, New Orleans
   - Marriott Hotel, New Orleans
   - Omni Royal Orleans, New Orleans
   - Ramada Inn, New Orleans
   - Saint Louis Hotel, New Orleans
   - St. Ann/Marie Antoinette, New Orleans
   - Warwick, New Orleans
   - Westin Hotel, New Orleans
   - Residence Inn, Shreveport
   - Super 8, Shreveport

  Maine
   - Hilton Inn, Bangor
   - Ramada Inn, Bangor
   - Residence Inn by Marriott-Proposed, Bangor
   - Inn By The Sea, Cape Elizabeth
   - Hotel-Proposed, Orchard Beach
   - Hotel-Proposed, Portland
   - Portland Regency, Portland
   - Ramada Inn, Portland
   - Sheraton Tara Portland, Portland
   - Susse Chalet, Portland
   - Susse Chalet, Portland (In-town)
   - Keddy's Motor Inn of Maine, Presque Isle
   - Hampton Inn, South Portland
   - Sheraton Inn, South Portland

  Maryland
   - Budget Hotel-Proposed, Aberdeen
   - Chesapeake House, Aberdeen
   - Holiday Inn, Aberdeen
   - Motel-Proposed, Aberdeen
   - Annapolis Hotel, Annapolis
   - Courtyard by Marriott-Riva Road, Annapolis
   - Governor Calvert House, Annapolis
   - Historic Inns of Annapolis, Annapolis
   - Hotel-Proposed, Annapolis
   - Howard Johnson, Annapolis
   - Marriott Hotel, Annapolis
   - Maryland Inn, Annapolis
   - Quality Royale Hotel, Annapolis
   - Ramada Hotel, Annapolis
   - Robert Johnson House, Annapolis
   - Brookshire Hotel, Baltimore
   - Courtyard by Marriott-BWI Airport, Baltimore
   - Days Inn, Baltimore
   - Harbor Court Hotel, Baltimore
   - Harrison's at Pier 5, Baltimore
   - Hilton Hotel, Baltimore
   - Holiday Inn-Belmont Blvd., Baltimore
   - Holiday Inn-Cromwell Bridge, Baltimore
   - Holiday Inn-Glen Burnie, Baltimore
   - Holiday Inn-Inner Harbor, Baltimore
   - Holiday Inn-Int'l Airport, Baltimore
   - Holiday Inn-Moravia Road, Baltimore
   - Holiday Inn-Pikesville, Baltimore
   - Holiday Inn-South Glen Burnie, Baltimore
   - Hotel-Proposed, Baltimore
   - Howard Johnson-Proposed, Baltimore
   - Johns Hopkins Hotel-Proposed, Baltimore
   - Lord Baltimore Hotel, Baltimore
   - Omni International Hotel, Baltimore
   - Ramada Inn-I-695 West, Baltimore
   - Susse Chalet, Baltimore
   - Susse Chalet Inn-BWI Airport, Baltimore
   - Susse Chalet Inn-Golden Ring, Baltimore
   - Bethesda Metro Center, Bethesda
   - Guest Quarters, Bethesda
   - Hyatt Regency Hotel, Bethesda
   - Linden Hill Hotel, Bethesda
   - Omni Linden Hotel, Bethesda
   - Residence Inn, Bethesda
   - Bethseda Metro Center, Bethseda
   - Guest Quarters, Bethseda
   - Residence Inn - Proposed, Bethseda
   - Comfort Suites-Proposed, Bowie
   - Days Inn, Capital Heights
   - Residence Inn, Cockneysville
   - Abbey, College Park
   - Best Western Maryland, College Park
   - Holiday Inn, College Park
   - Sheraton Inn, Dorsey
   - Days Inn, Easton
   - Mariner Inn, Easton
   - Holiday Inn, Frederick
   - Compri Hotel, Gaithersburg
   - Marriott Hotel, Gaithersburg
   - Century XXI Resort, Germantown
   - Comfort Inn, Germantown
   - Hampton Inn, Glen Burnie
   - Residence Inn-Proposed, Greenbelt
   - Courtyard by Marriott, Hunt Valley
   - Hunt Valley Embassy Suites, Hunt Valley
   - Hunt Valley Marriott, Hunt Valley
   - Susse Chalet Inn, Jessup
   - Courtyard by Marriott, Landover
   - Quality Inn-Proposed, Landover
   - Days Inn, Lanham
   - Best Western Maryland, Laurel
   - Days Inn, Laurel
   - Holiday Inn, Laurel
   - Susse Chalet, Linthicum
   - Howard Johnson Plaza Hotel, New Carrollton
   - Carousel Hotel, Ocean City
   - Days Inn, Ocean City
   - Susse Chalet, Oxon Hill
   - Hotel-Proposed, Prince Georges County
   - Budget Hotel-Proposed, Rockville
   - Comfort Inn, Rockville
   - Courtyard by Marriott, Rockville
   - Days Inn-Congressional Park, Rockville
   - Holiday Inn Crowne Plaza, Rockville
   - Quality Inn-Proposed, Rockville
   - Ramada Inn, Rockville
   - Salisbury Hotel, Salisbury
   - Sheraton Hotel, Salisbury
   - Courtyard by Marriott, Silver Spring
   - Quality Inn-Proposed, Silver Spring
   - Comfort Inn-Proposed, Solomons Island
   - Holiday Inn, Towson
   - Quality Inn-Proposed, Westminster

  Massachusetts
   - Susse Chalet, Amsbury
   - Courtyard by Marriott, Andover
   - Marriott Hotel, Andover
   - Stouffer Bedford Glen Hotel, Bedford
   - Anthony's Pier Four, Boston
   - Battery Wharf Hotel-Proposed, Boston
   - Boston Harbor Hotel, Boston
   - Boston World Trade Center, Boston
   - Bostonian Hotel, Boston
   - Colonnade Hotel, Boston
   - Commonwealth Center Hotel, Boston
   - Compri Hotel-Proposed, Boston
   - Copley Plaza Hotel, Boston
   - Courtyard by Marriott-Foxborough, Boston
   - Econo Lodge-Proposed, Boston
   - Harborside Conf. Center-Proposed, Boston
   - Hilton-Back Bay, Boston
   - Hilton-Logan, Boston
   - Holiday Inn-Government Center, Boston
   - Hotel - Proposed, Boston
   - Hyatt Fan Pier-Proposed, Boston
   - Hyatt Harborside-Proposed, Boston
   - Lafayette Hotel, Boston
   - Lenox Hotel, Boston
   - Marriott Copley Place, Boston
   - Meridien Hotel, Boston
   - Omni Parker House, Boston
   - Residence Inn, Boston
   - Ritz-Carlton, Boston
   - Statler Hilton Hotel, Boston
   - Tremont House Hotel, Boston
   - World Trade Center Hotel - Proposed, Boston
   - Marriott Hotel, Boston/Newton
   - Sheraton Tara Hotel, Braintree
   - Ocean Edge Inn & Conference Center, Brewster
   - Holiday Inn, Brookline
   - Days Inn, Burlington
   - Charles Hotel, Cambridge
   - Hyatt Hotel, Cambridge
   - Royal Sonesta Hotel, Cambridge
   - The Charles Hotel, Cambridge
   - Chatham Bars Inn, Chatham
   - Chelmsford Radisson Hotel, Chelmsford
   - Best Western Motor Lodge, Chicopee
   - Cummington Farm Resort-Proposed, Cummington
   - Appleton Inn, Danvers
   - Howard Johnson Hotel, Danvers
   - Radisson Ferncroft Hotel, Danvers
   - Residence Inn - Proposed, Danvers
   - Dedham Comfort Inn, Dedham
   - Holiday Inn, Dedham
   - Wequassett Inn, East Harwich
   - Harbor View Hotel, Edgartown
   - Kelley House, Edgartown
   - Airport Inn, Fall River
   - Sea Crest Hotel, Falmouth
   - Sheraton Inn, Falmouth
   - Radisson Hotel, Ferncroft
   - Sheraton Tara Hotel, Framingham
   - Hotel-Proposed, Franklin
   - Hotel-Proposed, Haverhill
   - Susse Chalet, Holyoke
   - Dunfey Hyannis Hotel, Hyannis
   - Heritage House Hotel, Hyannis
   - Holiday Inn, Hyannis
   - Sheraton Regal Inn, Hyannis
   - Tara Hyannis, Hyannis
   - Canyon Ranch-Berkshires, Lenox
   - Cranwell Hotel and Conference Ctr., Lenox
   - Spa/Resort-Proposed, Lenox
   - Holiday Inn, Leominster
   - Lexington Sheraton, Lexington
   - Residence Inn-Proposed, Littleton
   - Appleton Inn, Lowell
   - Hilton Hotel, Lowell
   - Town House Motor Inn, Lowell
   - Holiday Inn, Marlboro
   - Susse Chalet, Middleboro
   - Sheraton Milford Hotel, Milford
   - Holiday Inn, Natick
   - Skipper's Inn, New Bedford
   - Days Inn, Newton
   - Howard Johnson, Newton
   - Marriott Hotel, Newton
   - Sheraton - Wayfarer, Newton
   - Sheraton Tara, Newton
   - Susse Chalet, Newton
   - North Adams Inn, North Adams
   - Hilton Inn, Northampton
   - Hotel Northampton, Northampton
   - Factory Mutual Hotel, Norwood
   - University Inn, Oxford
   - Holiday Inn, Peabody
   - Berkshire Commons Hotel, Pittsfield
   - Hotel-Proposed, Plymouth
   - Hawthorne Hotel, Salem
   - Days Inn, Saugus
   - Susse Chalet, Seekonk
   - Howard Johnson, Somerset
   - Somerset Omni, Somerset
   - Federal House Inn, South Lee
   - Holiday Inn, Springfield
   - Howard Johnson, Springfield
   - Monarch Place, Springfield
   - Treadway Inn, Springfield
   - Publick House, Sturbridge
   - Sheraton, Sturbridge
   - Regency Inn of Taunton, Taunton
   - Holiday Inn, Tewksbury
   - Susse Chalet, Tewksbury
   - Susse Chalet, Waltham
   - Vista Waltham House, Waltham
   - Hampton Inn, West Springfield
   - Westford Regency Hotel, Westford
   - The Westminster Village Inn, Westminster
   - The Orchards, Williamstown
   - Treadway Inn, Williamstown
   - Days Inn, Woburn
   - Howard Johnson, Woburn
   - Radisson Hotel, Woburn
   - Ramada Inn, Woburn
   - Susse Chalet, Woburn
   - Marriott Hotel, Worcester
   - Alladin Motor Inn, Yarmouth
   - Flagship Motor Inn, Yarmouth
   - Gull Wing Suites Hotel, Yarmouth

  Michigan
   - Motel-Proposed, Adrian
   - Ramada Inn, Allen Park
   - Holiday Inn-Alpena, Alpena
   - Compri Hotel-Proposed, Ann Arbor
   - Hampton Inn-North, Ann Arbor
   - Hampton Inn-South, Ann Arbor
   - Hilton Hotel, Ann Arbor
   - Holiday Inn-East, Ann Arbor
   - Holiday Inn-West, Ann Arbor
   - Residence Inn, Ann Arbor
   - Sheraton Hotel, Ann Arbor
   - AmeriSuites Hotel-Proposed, Auburn Hills
   - Holiday Inn, Auburn Hills
   - Knights Inn, Battle Creek
   - Super 8, Battle Creek
   - Bay Valley Inn, Bay City
   - Howard Johnson, Belleville
   - Fairfield Inn-Airport, Charlotte
   - Courtyard by Marriott, Dearborn
   - Courtyard by Marriott-Airport, Detroit
   - Courtyard by Marriott-Auburn Hills, Detroit
   - Courtyard by Marriott-Livonia, Detroit
   - Days Inn, Detroit
   - Downtown Hotel-Proposed, Detroit
   - Fairfield Inn-Airport, Detroit
   - Fairfield Inn-Auburn Hills, Detroit
   - Fairfield Inn-Warren, Detroit
   - Fairfield Inn-West, Detroit
   - Golden Harp, Detroit
   - Hampton Inn, Detroit
   - Hilton-Airport, Detroit
   - Hilton-North Field, Detroit
   - Holiday Inn, Detroit
   - Holiday Inn-Metro Airport, Detroit
   - Hotel Pontchartrain, Detroit
   - Omni Detroit, Detroit
   - Westin Hotel Renaissance Center, Detroit
   - Holiday Inn, East Lansing
   - Holiday Inn-Proposed, East Lansing
   - Knights Inn, Flint
   - Amway Hotel, Grand Rapids
   - Holiday Inn, Grand Rapids
   - Grand Traverse Resort, Grand Traverse Village
   - Holiday Inn, Howell
   - Jackson Hotel, Jackson
   - Fairfield Inn, Kalamazoo
   - Hilton-Kalamazoo Center, Kalamazoo
   - Holiday Inn, Kalamazoo
   - Radison Plaza Hotel, Kalamazoo
   - Residence Inn, Kalamazoo
   - Super 8, Kalamazoo
   - Embassy Suites-Proposed, Lansing
   - Holiday Inn, Lansing
   - Motel 6, Lansing
   - Quality Suites Hotel, Lansing
   - Compri Hotel-Proposed, Livonia
   - Embassy Suites, Livonia
   - Embassy Suites-Proposed, Livonia
   - Holiday Inn, Livonia
   - Marriott Hotel, Livonia
   - Fairfield Inn, Madison Heights
   - Residence Inn, Madison Heights
   - Holiday Inn, Marquette
   - Knights Inn, Monroe
   - Comfort Inn-Proposed, Mount Clemens
   - Holiday Inn, Muskegan
   - Super 8, Muskegon
   - Hilton Hotel, Novi
   - Holiday Inn-Petoskey, Petoskey
   - Mayflower Hotel, Plymouth
   - Inn at the Bridge, Port Huron
   - Radisson Hotel, Romulus
   - Holiday Inn-East, Saginaw
   - Super 8, Saginaw
   - Courtyard by Marriott, Southfield
   - Embassy Suites, Southfield
   - Hilton Hotel, Southfield
   - Marriott Hotel, Southfield
   - Ramada Inn, Southfield
   - Residence Inn, Southfield
   - The Garden Inn, Southfield
   - Comfort Suites-Proposed, Sterling Heights
   - Holiday Inn, Sturgis
   - Grand Traverse Resort, Traverse City
   - Hampton Inn, Traverse City
   - Park Place Hotel, Traverse City
   - Courtyard by Marriott, Troy
   - Holiday Inn, Troy
   - Marriott, Troy
   - Residence Inn, Troy
   - Courtyard by Marriott, Warren
   - Days Inn, Warren
   - Holiday Inn, Warren
   - Motel 6, Warren
   - Residence Inn, Warren
   - Van Dyke Hotel & Conference Center, Warren
   - Bob Evans Restaurant, Wyoming
   - Super 8, Wyoming
   - Radisson Resort-Conference Center, Ypsilanti

  Minnesota
   - Embassy Suites, Bloomington
   - Hilton Airport Hotel, Bloomington
   - Hilton Hotel, Bloomington
   - Howard Johnson Lodge, Bloomington
   - Marriott Hotel, Bloomington
   - Ramada Inn, Bloomington
   - Days Inn - Minneapolis, Brooklyn Center
   - Residence Inn, Eagan
   - Compri Hotel-Proposed, Minneapolis
   - Courtyard by Marriott-Eden Prairie, Minneapolis
   - Courtyard by Marriott-Mendota, Minneapolis
   - Days Inn, Minneapolis
   - Dyckman Hotel, Minneapolis
   - Hilton Inn, Minneapolis
   - Holiday Inn-Downtown, Minneapolis
   - Hotel-Proposed, Minneapolis
   - Luxeford Hotel, Minneapolis
   - Marquette, Minneapolis
   - Marriott City Center Hotel, Minneapolis
   - Marriott-Minnetonka, Minneapolis
   - Motel 6, Minneapolis
   - Omni-Northstar, Minneapolis
   - Radisson Hotel, Minneapolis
   - Ramada Inn, Minneapolis
   - Sheraton Minneapolis, Minneapolis
   - Sofitel, Minneapolis
   - Motel-Proposed, Montevideo
   - Days Inn, Plymouth
   - Hotel-Proposed, Rochester
   - Howard Johnson, Rochester
   - Motel 6, Rochester
   - Radisson Hotel, Rochester
   - Days Inn, Roseville
   - Holiday Inn, Saint Paul
   - Holiday Inn-Town Square, Saint Paul
   - Hotel-Proposed, Saint Paul
   - Inn and Expo Center, Saint Paul
   - World Trade Hotel, Saint Paul
   - Wayzata Conference Center, Wayzata

  Mississippi
   - Howard Johnson, Biloxi
   - Holiday Inn, Greenwood
   - Motel 6, Hattlesburg
   - Hampton Inn, Jackson
   - Howard Johnson, Jackson
   - Ramada Inn-Proposed, Jackson
   - Residence Inn, Jackson
   - Cabot Lodge, Ridgeland
   - Holiday Inn, Vicksburg

  Missouri
   - Ramada Inn, Columbia
   - Howard Johnson-North St. Louis, Hazelwood
   - Super 8, Independence
   - La Quinta Inn, Jackson - North
   - Capital Plaza, Jefferson City
   - Ramada Inn, Jefferson City
   - Days Inn, Joplin
   - Super 8, Joplin
   - Allis Plaza, Kansas City
   - Americana Hotel, Kansas City
   - AmeriSuites Hotel-Proposed, Kansas City
   - Doubletree Hotel, Kansas City
   - Embassy Suites, Kansas City
   - Fairfield Inn-West, Kansas City
   - Hilton - Proposed, Kansas City
   - Hilton Inn, Kansas City
   - Historic Suites Hotel, Kansas City
   - Holiday Inn, Kansas City
   - Holiday Inn Crowne Plaza, Kansas City
   - Holiday Inn-Proposed, Kansas City
   - Proposed Sheraton Hotel, Kansas City
   - Radisson Suite Hotel, Kansas City
   - Resort Hotel - Proposed, Kansas City
   - Marriott-Tan-Tar-A, Lake of the Ozarks
   - Super 8, Liberty
   - Super 8, North Kansas City
   - Inn at Grand Glaize, Osage Beach
   - Super 8, Saint Joseph
   - Clarion, Saint Louis
   - Courtyard by Marriott-Creve Coeur, Saint Louis
   - Courtyard by Marriott-Downtown, Saint Louis
   - Courtyard by Marriott-Westport, Saint Louis
   - Days Inn, Saint Louis
   - Doubletree Hotel, Saint Louis
   - Drury Inn, Saint Louis
   - Embassy Suites, Saint Louis
   - Fairfield Inn-Hazel, Saint Louis
   - Henry VIII Hotel, Saint Louis
   - Hilton Hotel-Bel Air, Saint Louis
   - Holiday Inn Sports Complex, Saint Louis
   - Holiday Inn-Airport North, Saint Louis
   - Holiday Inn-Downtown, Saint Louis
   - Holiday Inn-Riverfont, Saint Louis
   - Howard Johnson-South, Saint Louis
   - Mayfair Hotel, Saint Louis
   - Omni-St. Louis Station, Saint Louis
   - Ramada Inn-Westport, Saint Louis
   - Residence Inn-Chesterfield, Saint Louis
   - Residence Inn-Richmond Heights, Saint Louis
   - Ritz-Carlton Hotel, Saint Louis
   - Sheraton-Airport, Saint Louis
   - St. Louis Airport Hilton, Saint Louis
   - St. Louis Airport Radisson Hotel, Saint Louis
   - St. Louisian Hotel, Saint Louis
   - Stouffer Concourse Hotel, Saint Louis
   - Super 8, Saint Louis
   - Marriott Hotel, Saint Louis County
   - Holiday Inn, Springfield
   - Sheraton Inn, Springfield
   - Super 8, Springfield
   - Executive Inn & Office Building, St. Louis
   - Holiday Inn, St. Louis
   - Howard Johnson Hotel, St. Louis
   - Hotel-Proposed, Unity Village
   - Holiday Inn, Wendtzville

  Montana
   - Sheraton Hotel, Billings
   - Super 8, Billings
   - Super 8, Great Falls
   - Super 8, Helena
   - Super 8, Kalispell
   - Holiday Inn, Missoula
   - Red Lion Inn, Missoula

  Nebraska
   - Holiday Inn, Kearney
   - Best Western Airport Inn, Lincoln
   - Holiday Inn-Airport, Lincoln
   - Holiday Inn-Northeast, Lincoln
   - Howard Johnson, North Platte
   - Marriott Hotel, Omaha
   - Ramada Inn, Omaha
   - Red Lion Inn, Omaha

  Nevada
   - Lake Mead Resort, Boulder City
   - Ormsby House Hotel and Casino, Carson City
   - Super 8, Carson City
   - Doubletree Hotel and Resort, Cathedral City
   - Best Western Motel - Proposed, Jackpot
   - Airport Inn, Las Vegas
   - Aladdin Hotel and Casino, Las Vegas
   - Alexis Park Resort Hotel, Las Vegas
   - Casino Hotel-Proposed, Las Vegas
   - Courtyard by Marriott, Las Vegas
   - El Rancho Hotel and Casino, Las Vegas
   - Hotel and Casino-Proposed, Las Vegas
   - Jockey Club Hotel and Casino, Las Vegas
   - La Quinta Hotel, Las Vegas
   - Paradise Resort, Las Vegas
   - Residence Inn, Las Vegas
   - Silverbird Casino, Las Vegas
   - Super 8-Proposed, Las Vegas
   - The Mirage, Las Vegas
   - Tropicana Travelodge, Las Vegas
   - Westward Ho Casino, Las Vegas
   - Echo Bay Resort, Overton
   - Holiday Inn, Reno
   - La Quinta Hotel, Reno
   - Quality Inn and Casino, Reno
   - Red Lion Hotel-Proposed, Reno

  New Hampshire
   - Sheraton Wayfarer, Bedford
   - Hampton Inn, Bow
   - Mount Washington Resort, Bretton Woods
   - Balsams Hotel, Dixville Notch
   - Sheraton Inn-Lamie's Tavern, Hampton
   - Woodbound Inn, Jaffrey
   - Brickyard Mountain Inn, Laconia
   - Loon Mountain Hotel, Lincoln
   - Appleton Inns, Manchester
   - Holiday Inn Center, Manchester
   - Sheraton Wayfarer, Manchester
   - Susse Chalet, Manchester
   - Clarion Somerset Hotel, Nashua
   - Hotel-Proposed, Nashua
   - Tara Sheraton Nashua, Nashua
   - Wentworth by the Sea, Newcastle
   - Susse Chalet, Portsmouth
   - Wentworth-by-the-Sea, Portsmouth
   - Salem Inn, Salem
   - Susse Chalet, Salem
   - Landmarc Lodge-East, Waterville Valley
   - Landmarc Lodge-West, Waterville Valley
   - Silver Squirrel Inn, Waterville Valley
   - Snowy Owl Inn, Waterville Valley
   - Chalet Susse International, Inc., Wilton

  New Jersey
   - Marriott Seaview Golf Resort, Abescon
   - Howard Johnson Hotel, Absecon
   - Seaview Country Club, Absecon
   - Berkeley Carteret Hotel, Asbury Park
   - Caesar's Hotel and Casino, Atlantic City
   - Casino Hotel-Proposed, Atlantic City
   - Deauville Hotel, Atlantic City
   - Diplomat Hotel, Atlantic City
   - Hampton Inn, Atlantic City
   - Harrah's Marina Hotel Casino, Atlantic City
   - Lafayette Hotel, Atlantic City
   - Resorts Int'l Hotel and Casino, Atlantic City
   - Royal Inn, Atlantic City
   - Sands Hotel and Casino, Atlantic City
   - Traymore Hotel Site, Atlantic City
   - Tropicana Hotel and Casino, Atlantic City
   - World International Hotel, Atlantic City
   - Bernards Inn, Bernardsville
   - Hotel-Proposed, Bridgewater
   - Proposed Hotel, Camden
   - Cherry Hill Hyatt, Cherry Hill
   - Cherry Hill Inn, Cherry Hill
   - Ramada Inn, Clifton
   - Comfort Suites, E. Rutherford
   - Ramada Renaissance, East Brunswick
   - Sheraton Inn, East Brunswick
   - Sheraton - Per Diem, East Rutherford
   - Holiday Inn-Raritan Center, Edison
   - Hotel-Proposed, Edison
   - Ramada Inn, Edison
   - Best Western Hotel, Egg Harbor Township
   - Newark Airport Vista Hotel, Elizabeth
   - Ramada Inn-Proposed, Elizabeth
   - Sheraton Inn, Elizabeth
   - Marriott Suite Hotel-Proposed, Elmwood Park
   - Howard Johnson, Englewood
   - Conference Center, Farleigh Dickinson
   - Motel-Proposed, Flemington
   - Hamilton Park Conference Center, Florham Park
   - Courtesy Motel, Fort Lee
   - Ramada Inn-Proposed, Franklin Township
   - Playboy Resort, Great Gorge
   - Marriott Hotel, Hanover
   - Sheraton Hotel, Hasbrouck Heights
   - Holiday Inn, Jamesburg
   - Restaurant at Port Liberte, Jersey City
   - Harrogate Senior Living Facility, Lakewood
   - Courtyard by Marriott, Lincroft
   - Hotel-Proposed, Long Branch
   - Comfort Inn, Mahwah
   - Courtyard by Marriott, Mahwah
   - Residence Inn-Proposed, Mahwah
   - Economy Lodge - Proposed, Meadowlands
   - Holiday Inn, Meadowlands
   - Hotel-Proposed, Meadowlands
   - Meadowlands Hilton, Meadowlands
   - Sheraton Hotel, Meadowlands
   - Forsgate Conference Center, Monroe Township
   - Conference Center, Morristown
   - Governor Morris Inn, Morristown
   - Headquarters Plaza Hotel, Morristown
   - Pleasantville Farms Conference Cent, Morristown
   - Howard Johnson Lodge, Mount Holly
   - Courtyard by Marriott, Mount Laurel
   - Hilton, Mount Laurel
   - Days Hotel, New Brunswick
   - Hyatt Hotel, New Brunswick
   - Rennaisance Hotel, New Brunswick
   - Residence Inn - Princeton, New Jersey
   - Airport Hotel-Proposed, Newark
   - Courtyard by Marriott-Airport, Newark
   - Holiday Inn, Newark
   - Holiday Inn-Airport North, Newark
   - Hotel-Proposed, Newark
   - Howard Johnson Hotel, Newark
   - Days Inn, North Bergen
   - Holiday Inn, North Brunswick
   - Port-O-Call, Ocean City
   - Sting Ray Motel, Ocean City
   - Hotel-Proposed, Ocean Grove
   - Spray View Hotel, Ocean Grove
   - Macy Hotel-Proposed, Paramus
   - Red Carpet Inn, Paramus
   - Residence Inn-Proposed, Paramus
   - Marriott Hotel-Proposed, Park Ridge
   - Embassy Suites, Parsippany
   - Hilton, Parsippany
   - Residence Inn-Proposed, Parsippany
   - Howard Johnson, Phillipsburg
   - Hotel-Proposed, Piscataway
   - Residence Inn-Proposed, Piscataway
   - Compri Hotel-Proposed, Princeton
   - Hyatt Regency, Princeton
   - Marriott Hotel, Princeton
   - Omni Nassau Inn, Princeton
   - Treadway Inn, Princeton
   - Howard Johnson, Ridgefield Park
   - Hotel-Proposed, Rockleigh
   - Hotel-Proposed, Roxbury Township
   - Ramada Inn, Runnemede
   - Howard Johnson, Saddle Brook
   - Marriott Hotel, Saddle Brook
   - Days Inn, Secaucus
   - Howard Johnson, Secaucus
   - Ramada Inn, Secaucus
   - Hilton At Short Hills, Short Hills
   - Pier 4 Motel, Somers Point
   - Garden State Convention Center, Somerset
   - Holiday Inn, Somerset
   - Marriott Hotel, Somerset
   - Neighborhood Suites-Proposed, Somerset
   - Sommerset Plaza Hotel, Somerset
   - Summerfield Suites Hotel, Sommerset
   - Hewitt Wellington Hotel, Spring Lake
   - Hotel-Proposed, Spring Lake
   - Loews Glenpointe Hotel, Teaneck
   - Appleton Inn, Tinton Falls
   - Envoy Inn, Tinton Falls
   - Hilton Inn, Tinton Falls
   - Residence Inn, Tinton Falls
   - Sunrise Suite Hotel, Tinton Falls
   - Hotel-Proposed, Toms River
   - Hotel-Proposed, Turnersville
   - Hotel-Proposed, Wayne
   - Howard Johnson-Proposed, Wayne
   - Holiday Inn, Wildwood Crest
   - Motel, Wrightstown

  New Mexico
   - Compri Hotel-Proposed, Albuquerque
   - Courtyard by Marriott-Airport, Albuquerque
   - Fairfield Inn-Proposed, Albuquerque
   - Hampton Inn, Albuquerque
   - Hilton Hotel, Albuquerque
   - Holiday Inn, Albuquerque
   - Marriott Hotel, Albuquerque
   - Radisson Suite Hotel-Proposed, Albuquerque
   - Residence Inn, Albuquerque
   - Rodeway Inn, Albuquerque
   - Winrock Motor Inn, Albuquerque
   - La Quinta Inn, Albuquerque - Airport
   - Corkin's Lodge, Chama
   - La Quinta Inn, Farmington
   - Hilton, Las Cruces
   - Las Cruces Hilton, Las Cruces
   - Super 8, Las Cruces
   - Ski Rio Ski Resort, Miracle Mountain
   - Super 8, Raton
   - Young's Ranch, Red River
   - Eldorado Hotel, Santa Fe
   - Homewood Suites Hotel, Santa Fe
   - Hotel-Proposed, Santa Fe
   - Inn at Loretto, Santa Fe
   - Inn on the Alameda, Santa Fe
   - La Fonda Hotel, Santa Fe
   - La Quinta Hotel, Santa Fe
   - Residence Inn, Santa Fe
   - Santa Fe Motel, Santa Fe
   - Sheraton de Santa Fe, Santa Fe

  New York
   - Americana Inn, Albany
   - Desmond Hotel, Albany
   - Hilton Hotel, Albany
   - Marriott Hotel, Albany
   - Sheraton Inn, Albany
   - Susse Chalet, Albany
   - VIP Motor Lodge (Howard Johnson), Albany
   - Embassy Suites-Proposed, Amherst
   - Holiday Inn, Amherst
   - Annandale Inn-Proposed, Annandale
   - Wampus Inn-Proposed, Armonk
   - Treadway Inn, Batavia
   - Hampton Inn, Binghamton
   - Holiday Inn-Arena, Binghamton
   - Holiday Inn-SUNY, Binghamton
   - Hotel-Proposed, Binghamton
   - Howard Johnson, Binghamton
   - Residence Inn, Binghamton
   - Sheraton Inn, Binghamton
   - Eden Motel, Bronx
   - Days Inn-Proposed, Brookhaven
   - Residence Inn, Brookhaven
   - Brooklyn Hotel-Proposed, Brooklyn
   - Hilton Hotel, Brooklyn
   - Airport Hotel-Proposed, Buffalo
   - Buffalo Hotel, Buffalo
   - Days Hotel-Proposed, Buffalo
   - Hilton Hotel, Buffalo
   - Holiday Inn - Midtown, Buffalo
   - Hyatt Hotel, Buffalo
   - Hyatt Regency Hotel & Retail Area, Buffalo
   - Radisson Hotel, Buffalo
   - Ramada Inn-Airport, Buffalo
   - Ramada Renaissance Hotel, Buffalo
   - Residence Inn-Proposed, Buffalo
   - Sheraton Hotel, Buffalo
   - Sheraton Inn Buffalo East, Buffalo
   - Sheraton Inn-Airport, Buffalo
   - Sheraton Inn, Canadaiqua
   - Airway Motel, Cheektowaga
   - Holiday Inn - Airport, Cheektowaga
   - Holiday Inn - Gateway, Cheektowaga
   - Quality Inn, Cheektowaga
   - Sheraton Buffalo, Cheektowga
   - Steeplechase Park-Proposed, Coney Island
   - Hilton Inn, Corning
   - Resort/Conference Center-Proposed, Cornwall
   - Holiday Inn, Cortland
   - Roycroft Inn, East Aurora
   - Hotel-Proposed, East Elmhurst
   - Susse Chalet, East Greenbush
   - Nevele Hotel, Ellenville
   - Int'l Conf./Learning Center-Propose, Ellis Island
   - Days Inn, Elmsford
   - Howard Johnson, Elmsford
   - Neighborhood Suites Hotel-Proposed, Fishkill
   - Residence Inn, Fishkill
   - Metropole Hotel, Flushing
   - Midway Hotel, Flushing
   - Sheraton - Proposed, Flushing Center
   - Hotel-Proposed, Garden City
   - Wyndham Condominium, Garden City
   - Harrison Conference Center, Glen Clove
   - Great Neck Hotel, Great Neck
   - Comfort Inn, Greece
   - Holiday Inn-Proposed, Greece
   - Tamarack Lodge, Greenfield Park
   - Claudio's Restaurant, Greenport
   - Colonie Hill, Hauppauge
   - Holiday Inn, Hauppauge
   - Marriott Wind Watch Hotel & Golf, Hauppauge
   - Marriott Windwatch, Hauppauge
   - Ramada Inn, Hauppauge
   - Residence Inn, Hauppauge
   - Homewood Suites-Proposed, Henrietta
   - Howard Johnson, Huntington
   - Huntington Townhouse, Huntington
   - Hampton Inn, Islandia
   - Marriott Wind Watch, Islandia
   - Hotel-Proposed, Islip
   - Howard Johnson Hotel, Ithaca
   - Ramada Inn, Ithaca
   - Sheraton Inn, Ithaca
   - JFK Hilton, Jamaica
   - Howard Johnson, Kingston
   - Ramada Inn, Kingston
   - Omni Sagamore, Lake George
   - Ramada Inn, Lake George
   - Former Lake Placid Club Hotel, Lake Placid
   - Hilton Hotel, Lake Placid
   - Mirror Lake Inn, Lake Placid
   - Holiday Inn, Latham
   - Howard Johnson, Latham
   - Howard Johnson, Liberty
   - The New Brown's Resort, Loch Sheldrake
   - Convention Center - Proposed, Long Island
   - Eastern Nassau/W. Suffolk Hotel, Long Island
   - Hyatt Hotel-Proposed, Long Island
   - Motel-Proposed, Lynbrook
   - Crowne Plaza Hotel, Manhattan
   - Hotel Mark, Manhattan
   - Proposed Economy Hotel, Manhattan
   - Sugar Maples Resort, Maplecrest
   - Hotel-Proposed, Middletown
   - Howard Johnson, Middletown
   - Montauk Yacht Club and Inn, Montauk
   - Kutsher's Resort, Monticello
   - Motel-Proposed, Nanuet
   - Wallkill Valley Inn Project, New Paltz
   - Hotel-Proposed, New Rochelle
   - Le Richmond Hotel, New Rochelle
   - Ramada Plaza Inn and Offices, New Rochelle
   - Sheraton Inn, New Rochelle
   - Aberdeen Hotel, New York
   - American Youth Hostel, New York
   - Americana Hotel, New York
   - Ashley Hotel, New York
   - Astor House-Proposed, New York
   - Barbizon Plaza Hotel, New York
   - Barclay Hotel, New York
   - Battery Park City Hotel-Proposed, New York
   - Berkshire Place, New York
   - Best Western Woodward Hotel, New York
   - Biltmore Hotel, New York
   - Broadway Crowne Plaza, New York
   - Carlton House Hotel, New York
   - Century Paramount Hotel, New York
   - Chatwal Inn, New York
   - Chatwal Inn on 45th Street, New York
   - Chatwal Inn on Park Avenue, New York
   - Chinatown Hotel-Proposed, New York
   - Courtyard by Marriott-Proposed, New York
   - Custom's House, New York
   - Days Inn, New York
   - Days Inn-West 57th Street, New York
   - Doral Inn, New York
   - Dover Hotel, New York
   - Downtown Athletic Club, New York
   - Downtown Conference Center, New York
   - Drake Hotel, New York
   - Econo Lodge-Proposed, New York
   - El Rio Grande, New York
   - Embassy Suites-Times Square-Propose, New York
   - Empire Hotel, New York
   - Essex House, New York
   - Executive Hotel, New York
   - Giordano Hotel, New York
   - Gorham Hotel, New York
   - Grand Bay at Equitable Center, New York
   - Grand Hyatt Hotel, New York
   - Greenwich Street Hotel, New York
   - Halloran House, New York
   - Hampton House, New York
   - Harley Hotel, New York
   - Helmsley Hotel, New York
   - Hilton Hotel, New York
   - Hilton Hotel-Statler, New York
   - Holiday Inn, New York
   - Holiday Inn Crowne Plaza-Broadway, New York
   - Holiday Inn Crowne Plaza-Manhattan, New York
   - Holland Hotel, New York
   - Hotel Intercontinental, New York
   - Hotel Pierre, New York
   - Hotel-1926 Broadway-Proposed, New York
   - Hotel-East 57th Street-Proposed, New York
   - Hotel-Proposed, New York
   - Hotel-Tenth Avenue-Proposed, New York
   - Howard Hotel, New York
   - Howard Johnson, New York
   - Journey's Court Hotel-Proposed, New York
   - Journey's End, New York
   - Kalikow Hotel-Proposed, New York
   - Kennedy Inn, New York
   - Lancaster Hotel, New York
   - Le Meridien Liberty New York, New York
   - Lowell Hotel, New York
   - Luxury Hotel-Proposed, New York
   - Macklowe Hotel, New York
   - Madison Towers Hotel, New York
   - Manger Windsor Hotel, New York
   - Mark Hotel, New York
   - Marriott East Side, New York
   - Marriott Financial Center, New York
   - Marriott Hotel-Proposed, New York
   - Marriott Marquis, New York
   - Martinique Hotel, New York
   - Mayfair Regent, New York
   - Milford Plaza Hotel, New York
   - Millennium Hotel, New York
   - Navarro Hotel, New York
   - Nova Park-Gotham, New York
   - Novotel, New York
   - Omni Berkshire Place, New York
   - Omni Park Central, New York
   - Parc Fifty One Hotel, New York
   - Parker Meridien Hotel, New York
   - Peninsula Hotel, New York
   - Penta Hotel, New York
   - Piccadilly Hotel, New York
   - Plaza Hotel, New York
   - President Hotel, New York
   - Prince George Hotel, New York
   - Prince Street Hotel-Proposed, New York
   - Proposed Hotel and Apartments, New York
   - Proposed Luxury Hotel-Proposed, New York
   - Quality Inn, New York
   - Quality Suites, New York
   - Ramada Inn, New York
   - Regent Hotel-Proposed, New York
   - Regent of New York-Proposed, New York
   - Ritz-Carlton, New York
   - Roger Smith Winthrop Hotel, New York
   - Roosevelt Hotel, New York
   - Russian Tea Room, New York
   - Sheraton Hotel, New York
   - Sheraton Motor Inn, New York
   - Sheraton Park Avenue, New York
   - Soho Hotel-Proposed, New York
   - St. Moritz Hotel, New York
   - St. Regis, New York
   - Stanhope, New York
   - Sutton Place Hotel, New York
   - Taft Hotel, New York
   - Tenth Avenue Hotels-Proposed, New York
   - The Pierre Hotel, New York
   - The Plaza Athenee, New York
   - Times Square Hotel-Proposed, New York
   - Timeshare-Proposed, New York
   - Travel Inn, New York
   - Tudor Hotel, New York
   - UN Plaza Suite Hotel-Proposed, New York
   - Vista International, New York
   - Waldorf=Astoria Hotel, New York
   - Warwick Hotel, New York
   - Westbury Hotel, New York
   - Westin Plaza Hotel, New York
   - Woodward Hotel-Proposed, New York
   - York Club, New York
   - Howard Johnson Motel & Restaurant, Newburgh
   - Ramada Inn, Newburgh
   - Hilton Hotel, Niagara Falls
   - Howard Johnson, Norwich
   - Hotel-Proposed, Orangetown
   - Hudson Valley Conference Center, Ossining
   - Sheraton Inn, Ossining
   - Hotel-Proposed, Oswego
   - Best Western, Painted Post
   - Lodge on the Green, Painted Post
   - Residence Inn - Proposed, Parsippany
   - Senior Living - Proposed, Pearl River
   - Drum Hill Hotel, Peekskill
   - Holiday Inn, Plainview
   - Howard Johnson, Plainview
   - Pickwick Motor Inn, Plainview
   - Residence Inn, Plainview
   - Holiday Inn, Plattsburgh
   - Motel-Proposed, Port Jefferson
   - Comfort Inn-Proposed, Poughkeepsie
   - Courtyard by Marriott, Poughkeepsie
   - Radison Hotel, Poughkeepsie
   - Wyndham Hotel, Poughkeepsie
   - Best Western-LaGuardia Airport, Queens
   - Crown Motel, Queens
   - Crowne Plaza-LaGuardia Airport, Queens
   - Days Inn-LaGuardia Airport, Queens
   - Executive Inn, Queens
   - Hilton Inn-LaGuardia Airport, Queens
   - Hilton-JFK Airport, Queens
   - Holiday Inn-JFK Airport, Queens
   - Holiday Inn-LaGuardia Airport, Queens
   - Howard Johnson, Queens
   - Jade East Motel, Queens
   - JFK Plaza Hotel, Queens
   - Marriott Hotel-JFK Airport, Queens
   - Marriott-LaGuardia Airport, Queens
   - Metropole Hotel, Queens
   - Midway Hotel, Queens
   - Riviera Hotel, Queens
   - Royce Hotel-LaGuardia Airport, Queens
   - Sheraton-LaGuardia East-Proposed, Queens
   - Adria Hotel, Queens (Bayside)
   - Holiday Inn, Riverhead
   - Riverhead Motor Hotel, Riverhead
   - Americana Hotel, Rochester
   - Courtyard by Marriott-Wrighton, Rochester
   - Days Hotel (former Holiday Inn), Rochester
   - Hilton-Campus, Rochester
   - Holiday Inn, Rochester
   - Hotel-Proposed (former St. Bernard), Rochester
   - Hyatt Hotel, Rochester
   - Lodge at Woodcliff, Rochester
   - Omni Suites Hotel, Rochester
   - Residence Inn, Rochester
   - Sheraton Inn, Rochester
   - Stouffer Hotel, Rochester
   - Town House Inn, Rochester
   - Limited Service Hotel-Proposed, Rome
   - Hotel - Proposed, Roslyn
   - Roslyn Country Club, Roslyn
   - Courtyard by Marriott, Rye
   - Le Richemonde Hotel, Ryebrook
   - Baron's Cove Inn, Sag Harbor
   - Holiday Inn, Saratoga
   - Hotel-Proposed, Saratoga Springs
   - Howard Johnson, Saugerties
   - Holiday Inn, Schenectady
   - Ramada Inn, Schenectady
   - Dering Harbor Inn, Shelter Island
   - Crowne Plaza-Proposed, Smithtown
   - Howard Johnson, Smithtown
   - Sheraton, Smithtown
   - Raleigh Hotel, South Fallsburg
   - Hotel-Proposed, Southhold
   - Susse Chalet, Spring Valley
   - Executive Motor Inn, Springfield Gardens
   - Staten Island Hotel, Staten Island
   - Imperial Htl/Stevensville Golf Crs., Stevensville
   - Holiday Inn, Suffern
   - Motel on the Mountain, Suffern
   - Browns Hotel, Sullivan County
   - Imperial Hotel, Sullivan County
   - The New Brown's Resort, Sullivan County
   - Courtyard by Marriott, Syracuse
   - Embassy Suites, Syracuse
   - Hampton Inn, Syracuse
   - Hilton Inn, Syracuse
   - Holiday Inn-Downtown, Syracuse
   - Holiday Inn-Exit 35, Syracuse
   - Holiday Inn-Exit 36, Syracuse
   - Holiday Inn-Exit 39, Syracuse
   - Holiday Inn-I-90, Syracuse
   - Homewood Suites Hotel-Proposed, Syracuse
   - Hotel Syracuse, Syracuse
   - Hotel-Proposed, Syracuse
   - Marriott Hotel, Syracuse
   - Residence Inn-Proposed, Syracuse
   - Sheraton University Inn & Conf.Ctr., Syracuse
   - Treadway Inn, Syracuse
   - Courtyard by Marriott, Tarrytown
   - Tarrytown House Conference Center, Tarrytown
   - Westchester Marriott, Tarrytown
   - Embassy Suites - Proposed, Times Square, New York
   - Marriott Hotel, Uniondale
   - Sheraton Nassau Hotel, Uniondale
   - Howard Johnson Hotel, Utica
   - Howard Johnson, Vestal
   - Hotel-Proposed, Watertown
   - Convention Hotel-Proposed, Westbury
   - Dalts Restaurant, Westbury
   - Howard Johnson, Westbury
   - Marriott Hotel, Westchester
   - Inn-Proposed, Westhampton
   - Crowne Plaza, White Plains
   - Hotel-Proposed, White Plains
   - Howard Johnson, White Plains
   - Roger Smith Hotel, White Plains
   - Stouffer Westchester Hotel, White Plains
   - White Plains Hotel, White Plains
   - Anton Meadows, Yaphank
   - Quality Suites, Yorktown
   - Yorktown Motor Lodge, Yorktown Heights

  North Carolina
   - Days Inn - Central, Asheville
   - Holiday Inn - Airport, Asheville
   - Holiday Inn - Tunnel, Asheville
   - Inn on the Plaza, Asheville
   - Sheraton Inn, Asheville
   - Days Inn, Ashville
   - Masters Economy Inn - Rocky Mount, Battlebro
   - Days Inn, Blowing Rock
   - All-Suite Hotel-Proposed, Boone
   - Residence Inn-Proposed, Cary
   - Carolina Inn, Chapel Hill
   - Hilton-Proposed, Chapel Hill
   - Charlotte Registry Hotel-Per Diem, Charlotte
   - Compri Hotel-Proposed, Charlotte
   - Courtyard by Marriott, Charlotte
   - Days Inn, Charlotte
   - Days Inn-Uptown, Charlotte
   - Fairfield Inn, Charlotte
   - Howard Johnson, Charlotte
   - Howard Johnson Lodge, Charlotte
   - Knights Inn, Charlotte
   - Manger Motor Inn, Charlotte
   - Marriott City Center, Charlotte
   - Marriott Hotel-Independence Center, Charlotte
   - Masters Economy Inn - Charlotte No, Charlotte
   - Masters Economy Inn - Merchandise, Charlotte
   - Queen City Motel, Charlotte
   - Residence Inn, Charlotte
   - Residence Inn-North, Charlotte
   - Resistry Hotel, Charlotte
   - Royce Suite Hotel, Charlotte
   - Sheraton Inn, Charlotte
   - Conference Center, Clemmons
   - Sheraton Motel, Dunn
   - Best Western, Durham
   - Cricket Inn, Durham
   - Days Inn, Durham
   - Dutch Village Inn, Durham
   - Fairfield Inn, Durham
   - Holiday Inn-West, Durham
   - Motel 6, Durham
   - Sheraton-University Center, Durham
   - The Duke Inn, Durham
   - Days Inn, Fayetteville
   - Fairfield Inn, Fayetteville
   - Holiday Inn, Fayetteville
   - Hotel-Proposed, Fayetteville
   - Knights Inn, Fayetteville
   - Goldsboro Motel, Goldsboro
   - Courtyard by Marriott, Greensboro
   - Days Inn, Greensboro
   - Embassy Suites, Greensboro
   - Fairfield Inn, Greensboro
   - Hilton, Greensboro
   - Marriott Hotel, Greensboro
   - Residence Inn, Greensboro
   - Sheraton Greensboro, Greensboro
   - Hotel-Proposed, Greenville
   - Radisson Hotel, High Point
   - Days Inn, Lumberton
   - Maggie Valley Country Club, Maggie Valley
   - Courtyard by Marriott, Raleigh
   - Fairfield Inn, Raleigh
   - Hampton Inn, Raleigh
   - Hilton, Raleigh
   - Holiday Inn-Downtown, Raleigh
   - Marriott Hotel-RTP, Raleigh
   - Raleigh Radisson, Raleigh
   - Residence Inn, Raleigh
   - Holiday Inn - Airport, Research Triangle Park
   - Howard Johnson, Roanoke Rapids
   - Sheraton Inn, Rocky Mount
   - Days Inn, Rocky Mountain
   - Fairfield Inn, Rocky Mountain
   - Motel 6, Rocky Mountain
   - Days Inn, Rowland
   - Sheraton Motel, Selma
   - Masters Economy Inn, Smithfield
   - Holiday Inn, Southern Pines
   - Fairfield Inn, Wilmington
   - Hilton, Winston/Salem
   - Holiday Inn, Winston/Salem
   - Winston Plaza Hotel, Winston/Salem

  North Dakota
   - Holiday Inn, Bismark
   - Radisson Inn, Bismark
   - Super 8, Bismark
   - Ramada Hotel, Fargo
   - Ramada Inn-Proposed, Fargo
   - Super 8, Grand Forks
   - Super 8, Minot

  Ohio
   - Holiday Inn-Cascade, Akron
   - Ramada Inn, Akron
   - Residence Inn, Akron
   - Aurora Inn and Pine Lake Trout Club, Aurora
   - Sheraton Inn, Aurora
   - Woodlands Inn, Aurora
   - Courtyard by Marriott, Blue Ash
   - Embassy Suites, Blue Ash
   - Residence Inn-Proposed, Blue Ash
   - Best Western, Cambridge
   - Days Inn, Cambridge
   - Hilton Hotel, Canton
   - Super 8, Canton
   - Best Western Northeast, Cincinnati
   - Carousel Inn, Cincinnati
   - Cincinnati Hotel, Cincinnati
   - Clarion Hotel, Cincinnati
   - Days Inn, Cincinnati
   - Embassy Suites-Proposed, Cincinnati
   - Holiday Inn-Downtown, Cincinnati
   - Holiday Inn-Eastgate, Cincinnati
   - Holiday Inn-Northeast, Cincinnati
   - Holiday Inn-Riverfront, Cincinnati
   - Holiday Inn-South, Cincinnati
   - Hotel-Airport-Proposed, Cincinnati
   - Howard Johnson, Cincinnati
   - Hyatt, Cincinnati
   - Knights Inn, Cincinnati
   - KOA Campground, Cincinnati
   - Marriott Inn, Cincinnati
   - Netherland Hilton, Cincinnati
   - Omni Netherland Plaza, Cincinnati
   - Proposed Hotel, Cincinnati
   - Radisson Inn, Cincinnati
   - Ramada Inn, Cincinnati
   - Residence Inn, Cincinnati
   - Residence Inn-North, Cincinnati
   - Sheraton Inn-Proposed, Cincinnati
   - Treadway Inn, Cincinnati
   - Vernon Manor, Cincinnati
   - AmeriSuite Hotel-Proposed, Cleveland
   - Downtown Hotel-Proposed, Cleveland
   - Fairfield Inn-Brook Park, Cleveland
   - Fairfield Inn-West, Cleveland
   - Holiday Inn-Airport, Cleveland
   - Holiday Inn-Lakeside, Cleveland
   - Hyatt Hotel-Proposed, Cleveland
   - Marriott Hotel, Cleveland
   - Sheraton City Center, Cleveland
   - Sheraton Hopkins, Cleveland
   - AmeriSuite - Proposed, Columbus
   - Embassy Suites, Columbus
   - Fairfield Inn-North, Columbus
   - Fairfield Inn-West, Columbus
   - Hilton Inn, Columbus
   - Holiday Inn-Airport, Columbus
   - Holiday Inn-City Center, Columbus
   - Holiday Inn-Worthington, Columbus
   - Hotel-Proposed, Columbus
   - Howard Johnson Hotel, Columbus
   - Howard Johnson-East, Columbus
   - Howard Johnson-West, Columbus
   - Knights Inn-West, Columbus
   - Marriott Hotel, Columbus
   - Nationwide Hotel, Columbus
   - Residence Inn-North, Columbus
   - Sheraton Plaza Hotel, Columbus
   - Sheraton-North, Columbus
   - Union Plaza Hotel-Steeplechase, Columbus
   - University Inn, Columbus
   - Woodfin Hotel, Columbus
   - Courtyard by Marriott, Crosswoods
   - Courtyard by Marriott, Dayton
   - Daytonian Hilton, Dayton
   - Fairfield Inn, Dayton
   - Hope Hotel & Conference Center, Dayton
   - Knights Inn-North, Dayton
   - Marriott Hotel, Dayton
   - Motel 6, Dayton
   - Ramada Inn, Dayton
   - Residence Inn-North, Dayton
   - Residence Inn By Marriott, Dayton South
   - Courtyard by Marriott, Dublin
   - Woodfin Suites, Dublin
   - East Liverpool Motor Lodge, East Liverpool
   - Howard Johnson, Euclid
   - Ramada Inn, Fairlawn
   - Hampton Inn, Independence
   - Howard Johnson, Lima
   - Ramada Inn, Lima
   - Best Western, Mansfield
   - Holiday Inn, Marietta
   - Lafayette Hotel, Marietta
   - Holiday Inn, Middletown
   - Howard Johnson, Middletown
   - Regal 8 Inn, Middletown
   - Sheraton-Proposed, Milford
   - Super 8, Montrose
   - Ramada Inn, Sandusky
   - Days Inn, Sharonville
   - Holiday Inn-Cincinnati North, Sharonville
   - Super 8, St. Clairsville
   - Holiday Inn, Strongsville
   - Balhalla Hotel, Toledo
   - Courtyard by Marriott, Toledo
   - Fairfield Inn-Airport, Toledo
   - Hilton at the Medical College, Toledo
   - Hilton Hotel, Toledo
   - Holiday Inn, Toledo
   - Knights Inn-West, Toledo
   - Marriott Portside Hotel, Toledo
   - Radisson Hotel, Toledo
   - Sofitel, Toledo
   - Hampton Inn-Proposed, Wickliffe
   - Holiday Inn, Youngstown
   - Hotel-Proposed, Youngstown
   - Sheraton-Proposed, Youngstown

  Oklahoma
   - Fountainhead Resort, Mcintosh County
   - Residence at the Trails Inn, Norman
   - Suit Hotel, Norman
   - Courtyard by Marriott, Oklahoma City
   - Embassy Suites, Oklahoma City
   - Holiday Inn, Oklahoma City
   - Lexington Hotel Suites, Oklahoma City
   - Lincoln Plaza Hotel, Oklahoma City
   - Marriott Hotel, Oklahoma City
   - Meridien Plaza, Oklahoma City
   - Sheraton Hotel, Oklahoma City
   - Arrowhead Resort, Pittsburgh County
   - Camelot Hotel, Tulsa
   - Doubletree Hotel, Tulsa
   - Former Holiday Inn, Tulsa
   - Former Holiday Inn-Downtown, Tulsa
   - Holiday Inn, Tulsa
   - Holiday Inn-Convention Center, Tulsa
   - La Quinta Inn, Tulsa
   - Marriott Hotel, Tulsa
   - Mayo Hotel, Tulsa
   - Residence Inn, Tulsa
   - Westin Hotel, Tulsa

  Oregon
   - Inn At Face Rock, Bandon
   - Courtyard by Marriott, Beaverton
   - Red Lion Motel, Bend
   - Sunriver Lodge and Resort, Bend
   - Econolodge Motel, Eugene
   - Valley River Inn, Eugene
   - Residence Inn Portland-South, Lake Oswego
   - Big Creek Resort-US Highway 101, Lane County
   - Embassy Suites, Portland
   - Holiday Inn Crowne Plaza - Proposed, Portland
   - Holiday Inn-Airport, Portland
   - Holiday Inn-South, Portland
   - Proposed Sheraton Suites, Portland
   - Red Lion - Jantzen Beach, Portland
   - Red Lion Inn-Lloyd Center, Portland
   - Red Lion Inn-Portland Center, Portland
   - Residence Inn - Proposed, Portland
   - Vintage Plaza Hotel, Portland
   - Wells Building, Portland
   - Execulodge Motel, Salem
   - Oregon Capital Inn, Salem
   - Springfield Red Lion Inn, Springfield
   - Sunriver Resort, Sunriver

  Pennsylvania
   - Allentown Hilton Hotel, Allentown
   - Holiday Inn, Allentown
   - Proposed Microtel, Allentown
   - Quality Inn, Allentown
   - Bedford Springs Hotel, Bedford
   - Compri Hotel-Proposed, Bensalem
   - Days Inn-Proposed, Bensalem
   - Holiday Inn, Bensalem
   - Residence Inn By Marriott, Berwyn
   - Econolodge, Bristol
   - Days Inn, Brookville
   - Buck Hill Falls Inn, Buck Hill Falls
   - Howard Johnson, Butler
   - Holiday Inn, Chambersburg
   - Days Inn, Clarion
   - Embassy Suites, Coraopolis
   - Hydeholde Country House-Proposed, Coraopolis
   - Days Inn, Danville
   - Holiday Inn, Dubois
   - Lafayette Inn-Proposed, Easton
   - Howard Johnson Hotel, Erie
   - Ramada Inn, Erie
   - Holiday Inn, Essington
   - Quality Suites-Proposed, Essington
   - Super 8-Proposed, Essington
   - Howard Johnson, Gibsonia
   - Compri Hotel-Proposed, Harrisburg
   - Holiday Inn, Harrisburg
   - Marriott Hotel, Harrisburg
   - Penn Harris Inn, Harrisburg
   - Sheraton Inn, Harrisburg
   - Super 8-Proposed, Harrisburg
   - Holiday Inn, Hazleton
   - Super 8-Proposed, Hazleton
   - Plaza Valley Forge Hotel, King of Prussia
   - Radisson Hotel, King of Prussia
   - Sheraton Hotel, King of Prussia
   - Valley Forge Complex, King of Prussia
   - Valley Forge Hilton, King of Prussia
   - Motel-Proposed, Lake Ariel
   - Days Inn, Lancaster
   - Holiday Inn-Route 30E, Lancaster
   - Holiday Inn-Route 501, Lancaster
   - Sheraton Lancaster Golf Resort, Lancaster
   - Super 8-Proposed, Lancaster
   - Holiday Inn, Lionville
   - Hilton-Great Valley, Malvern
   - Summerfield Suite-Proposed, Malvern
   - Days Inn, Meadville
   - Hilton Inn, Monroeville
   - Holiday Inn-West, Monroeville
   - Economy Hotel, Montgomery Township
   - Holiday Inn, New Hope
   - Treadway Inn, Newport
   - Residence Inn-Proposed, Paoli
   - Conference Center-Proposed, Penn State
   - Barclay Hotel, Philadelphia
   - Bellevue, Philadelphia
   - Courtyard by Marriott-Devon, Philadelphia
   - Courtyard-Willow Grove, Philadelphia
   - Days Inn-Airport, Philadelphia
   - Econo Lodge-Franklin Towne, Philadelphia
   - Essex Hotel, Philadelphia
   - Franklin Motor Inn, Philadelphia
   - Franklin Plaza Hotel, Philadelphia
   - Guest Quarters Hotel, Philadelphia
   - Hampton Inn-Proposed, Philadelphia
   - Health Club-Proposed, Philadelphia
   - Hilton Inn, Philadelphia
   - Hilton Inn-Northeast, Philadelphia
   - Holiday Inn-City Center, Philadelphia
   - Holiday Inn-City Line, Philadelphia
   - Hub Motor Inn, Philadelphia
   - Hyatt-Proposed, Philadelphia
   - Marriott Hotel, Philadelphia
   - Marriott Hotel-Airport, Philadelphia
   - Omni Philadelphia, Philadelphia
   - Penn Center Inn, Philadelphia
   - Quality Inn-Center City, Philadelphia
   - Residence Inn-Proposed, Philadelphia
   - Rittenhouse Hotel, Philadelphia
   - Treadway Mohawk, Philadelphia
   - Treadway Roosevelt, Philadelphia
   - Residence Inn, Philadelphia/Berwyn
   - Clubhouse Inn, Pittsburgh
   - Courtyard by Marriott, Pittsburgh
   - Hampton Inn at Playhouse Square, Pittsburgh
   - Hilton Hotel, Pittsburgh
   - Holiday Inn-Greentree, Pittsburgh
   - Holiday Inn-North, Pittsburgh
   - Holiday Inn-Parkway-East, Pittsburgh
   - Holiday Inn-Parkway-West, Pittsburgh
   - Hotel-Proposed, Pittsburgh
   - Howard Johnson Hotel, Pittsburgh
   - Marriott Hotel, Pittsburgh
   - Marriott-Airport, Pittsburgh
   - Motel 6, Pittsburgh
   - Quality Inn, Pittsburgh
   - Royce Hotel-Airport, Pittsburgh
   - U.S.S. Hotel-Proposed, Pittsburgh
   - Westin William Penn, Pittsburgh
   - Courtyard By Marriott, Pittsburgh Airport
   - Holiday Inn, Reading
   - Sheraton Hotel, Reading
   - Hilton at Lackawanna Station, Scranton
   - Hilton Hotel, Scranton
   - Sheraton Inn, Stroudsburg
   - HoJo Inn, Tannersville
   - Hilton-Northeast, Trevose
   - Compri Hotel-Proposed, Valley Forge
   - Courtyard by Marriott, Valley Forge
   - Holiday Inn-Meadowlands, Washington
   - Holiday Inn, Wilkes-Barre
   - Days Inn-Proposed, Williamsport
   - Hotel-Proposed, Williamsport
   - Hampton Inn - Proposed, Willow Grove
   - Holiday Inn-Market Street, York
   - Holiday Inn-Route 30 and I-83, York
   - Ramada Inn, York
   - Super 8-Proposed, York

  Rhode Island
   - Cresthil-Proposed, Lincoln
   - Courtyard by Marriott, Newport
   - Vanderbilt Hotel-Convention Center, Newport
   - Quality Inn, North Kingston
   - Biltmore Plaza, Providence
   - Convention Center Hotel-Proposed, Providence
   - Holiday Inn Providence - Downtown, Providence
   - Hotel-Proposed, Providence
   - Marriott Hotel, Providence
   - Sheraton-Airport, Providence
   - Susse Chalet, Smithfield
   - Howard Johnson, Warwick
   - Residence Inn-Proposed, Warwick
   - Susse Chalet, Warwick

  South Carolina
   - Quality Inn Motel, Anderson
   - Super 8, Anderson
   - Budget Hotel - Proposed, Charleston
   - Charleston Center Hotel-Proposed, Charleston
   - Cooper River Inn, Charleston
   - Days Inn, Charleston
   - Francis Marion Hotel, Charleston
   - Hampton Inn-Proposed, Charleston
   - Hawthorne Suites Hotel, Charleston
   - Holiday Inn, Charleston
   - Holiday Inn-Airport, Charleston
   - Holiday Inn-Riverview, Charleston
   - Masters Economy Inn - Mt. Pleasant, Charleston
   - Masters Economy Inn - Rivers Ave, Charleston
   - Middleton Inn, Charleston
   - Omni Charleston, Charleston
   - Quality Inn, Charleston
   - Trusthouse Forte, Charleston
   - Courtyard by Marriott, Columbia
   - Courtyard by Marriott-Northeast, Columbia
   - Courtyard by Marriott-Northwest, Columbia
   - Embassy Suites, Columbia
   - Marriott Hotel, Columbia
   - Masters Economy Inn - I-26, Columbia
   - Masters Economy Inn - Knox Abbot, Columbia
   - Motel 6, Columbia
   - Residence Inn, Columbia
   - Coral Beach Hotel, Coral Beach
   - Days Inn, Dillon
   - Save Inn, Fairplay
   - Fairfield Inn, Florence
   - Holiday Inn, Florence
   - Days Inn, Gaffney
   - Courtyard by Marriott, Greenville
   - Fairfield Inn, Greenville
   - Greenville Hilton Hotel, Greenville
   - Ramada Inn, Greenville
   - Super 8, Greenwood
   - Days Inn, Hardeeville
   - Fairfield Inn, Hilton Head
   - Hilton Head Inn, Hilton Head
   - Holiday Inn, Hilton Head
   - Inter-Continental Hotel, Hilton Head
   - Islander Inn, Hilton Head
   - Quality Suites-Proposed, Hilton Head
   - Residence Inn-Proposed, Hilton Head
   - Sheraton Inn, Hilton Head
   - PGA East Resort-Proposed, Kiawah Island
   - Save Inn, Lake Hartwell
   - Days Inn, Mt. Pleasant
   - Coral Beach Hotel, Myrtle Beach
   - Radisson Hotel, Myrtle Beach
   - Best Western Inn, North Charleston
   - Budget Hotel-Proposed, North Charleston
   - Days Inn, North Charleston
   - Northwoods Atrium Inn, North Charleston
   - Days Inn, Santee
   - Holiday Inn-West, Spartanburg
   - Howard Johnson, Spartanburg
   - Residence Inn, Spartanburg

  South Dakota
   - Holiday Inn, Aberdeen
   - Holiday Inn, Rapid City
   - Holiday Inn, Sioux Falls
   - Super 8, Sioux Falls
   - Holiday Inn, Spearfish

  Tennessee
   - Ameri Suite Hotel-Proposed, Brentwood
   - Courtyard by Marriott, Brentwood
   - Holiday Inn, Bristol
   - Holiday Inn-Southeast, Chattanooga
   - Howard Johnson, Chattanooga
   - Marriott Hotel, Chattanooga
   - Motel 6, Chattanooga
   - Sheraton Inn, Chattanooga
   - Super 8, Chattanooga
   - Holiday Inn, Cove Lake
   - Masters Economy Inn, Dickson
   - Comfort Inn-Proposed, Elizabethton
   - Park Vista Hotel, Gatlinburg
   - Holiday Inn-I-40, Jackson
   - Holiday Inn, Johnson City
   - Super 8, Johnson City
   - Fairfield Inn, Johnson Park
   - Holiday Inn, Kingsport
   - Courtsouth Healthclub-North, Knoxville
   - Courtsouth Healthclub-South, Knoxville
   - Courtsouth Healthclub-West, Knoxville
   - Days Inn, Knoxville
   - Hilton Hotel, Knoxville
   - Howard Johnson-Westhills, Knoxville
   - Motel 6, Knoxville
   - Quality Inn, Knoxville
   - Ramada Inn-West, Knoxville
   - Rodeway Inn, Knoxville
   - Courtyard by Marriott, Memphis
   - Courtyard by Marriott-Airport, Memphis
   - Holiday Inn - Crowne Plaza, Memphis
   - Holiday Inn-East, Memphis
   - Holiday Inn-East Poplar, Memphis
   - Holiday Inn-I-40-Sycamore View, Memphis
   - Holiday Inn-Memphis Int'l Airport, Memphis
   - Hyatt Regency, Memphis
   - Lexington Hotel Suites, Memphis
   - Motel 6, Memphis
   - Omni Hotel, Memphis
   - Proposed Fairfield Inn, Memphis
   - Residence Inn, Memphis
   - La Quinta Inn, Memphis - Airport
   - Brown County Inn, Nashville
   - Capital Mall Conv. Center-Proposed, Nashville
   - Clarion Maxwell House, Nashville
   - Courtyard by Marriott-Airport, Nashville
   - Days Inn, Nashville
   - Doubletree Hotel, Nashville
   - Grosvenor, Nashville
   - Hampton Inn, Nashville
   - Holiday Inn Crowne Plaza, Nashville
   - Holiday Inn Express, Nashville
   - Holiday Inn-Briley Parkway, Nashville
   - Marriott Hotel, Nashville
   - Nashville Union Station, Nashville
   - Ramada Inn, Nashville
   - Sheraton Hotel, Nashville
   - Sheraton Music City, Nashville
   - Stouffer Hotel, Nashville
   - Super 8, Nashville
   - Union Station Hotel, Nashville
   - AmeriSuite, Oakridge
   - Holiday Inn, Oakridge
   - Super 8-Proposed, Union City

  Texas
   - Harvey Hotel, Addison
   - Days Inn, Amarillo
   - Motel 6, Amarillo
   - Radisson Hotel-Proposed, Amarillo
   - Super 8 Motel, Amarillo
   - La Quinta Inn, Amarillo - Airport
   - Courtyard by Marriott, Arlington
   - Hilton Hotel, Arlington
   - Holiday Inn, Arlington
   - Lexington Suites Hotel, Arlington
   - Compri Hotel-Proposed, Austin
   - Driskill Hotel, Austin
   - Embassy Suites-Austin Town Lake, Austin
   - Embassy Suites-North, Austin
   - Fairfield North, Austin
   - Four Seasons Hotel, Austin
   - Holiday Inn, Austin
   - Holiday Inn-Austin Town Lake, Austin
   - La Quinta Inn, Austin
   - Marriott Hotel, Austin
   - Proposed Fairfield Inn, Austin
   - Quality Inn, Austin
   - Residence South, Austin
   - La Quinta Inn, Austin - Ben White
   - Holiday Inn Airport, Austins Cities
   - Holiday Inn, Bay Town
   - Hilton Hotel, Beaumont
   - Holiday Inn, Beaumont
   - Courtyard by Marriott, Bedford
   - Holiday Inn, Brownsville
   - La Quinta Inn, Brownsville
   - Hilton Hotel, College Station
   - Ramada Inn, College Station
   - Holiday Inn, Conroe
   - Corpus Christi Hotel-Airport, Corpus Christi
   - Days Inn, Corpus Christi
   - Hilton - Proposed, Corpus Christi
   - Holiday Inn, Corpus Christi
   - Holiday Inn-Airport, Corpus Christi
   - La Quinta Inn, Corpus Christi - North
   - La Quinta Inn, Corpus Christi - South
   - Allstar Inn, Dallas
   - Ambassador Plaza Hotel, Dallas
   - Arlington Hilton, Dallas
   - Bradford Plaza Hotel, Dallas
   - Bristol Suites, Dallas
   - Convention Center Hotel-Proposed, Dallas
   - Courtyard by Marriott, Dallas
   - Courtyard by Marriott-Northeast, Dallas
   - Courtyard by Marriott-Plano, Dallas
   - Courtyard by Marriott-Stemmons, Dallas
   - Dallas Grand Hotel, Dallas
   - Doubletree Inn, Dallas
   - Embassy Suites, Dallas
   - Fairmont Hotel, Dallas
   - Harvey Hotel, Dallas
   - Hilltop, Dallas
   - Hilton Inn-LBJ, Dallas
   - Hilton-Arlington, Dallas
   - Holiday Inn - North, Dallas
   - Holiday Inn Crowne Plaza, Dallas
   - Holiday Inn-Brook Hollow, Dallas
   - Holiday Inn-South, Dallas
   - Houstonian Hotel, Dallas
   - Howard Johnson-East, Dallas
   - Lexington Hotel Suites, Dallas
   - Loews Anatole Hotel, Dallas
   - Marriott Hotel-Airport, Dallas
   - Marriott-Park Central, Dallas
   - Marriott-Quorum, Dallas
   - Melrose Hotel, Dallas
   - Motel 6, Dallas
   - Omni Melrose Hotel, Dallas
   - Park Plaza, Dallas
   - Propsed Hotel - DFW, Dallas
   - Ramada Inn Convention Center, Dallas
   - Ramada-Market Center, Dallas
   - Registry Hotel, Dallas
   - Residence Inn-Market Center, Dallas
   - Sheraton Grand, Dallas
   - Southland Center Hotel, Dallas
   - Statler Hilton Hotel, Dallas
   - Summit Hotel, Dallas
   - Westin Galleria Hotel, Dallas
   - La Quinta Inn, Dallas - DFW
   - La Quinta Inn, Dallas - North Park
   - La Quinta Inn, Dallas - Plano
   - La Quinta Inn, Dallas - Richardson
   - Allstar Inn, El Paso
   - Hilton Inn-Airport, El Paso
   - La Quinta Hotel-Airport, El Paso
   - Rodeway Inn, El Paso
   - Travelers Inn, El Paso
   - Westin Paso del Norte, El Paso
   - La Quinta Inn, El Paso - Lomaland
   - Allstar Inn, Euless
   - La Quinta Inn, Euless
   - Allstar Inn, Fort Worth
   - Courtyard by Marriott, Fort Worth
   - Days Inn Downtown, Fort Worth
   - Hilton Hotel, Fort Worth
   - Holiday Inn-North, Fort Worth
   - Holiday Inn-South, Fort Worth
   - Lexington Suites Hotel, Fort Worth
   - Metro Center Hotel, Fort Worth
   - Radisson Plaza Hotel, Fort Worth
   - Residence Inn, Fort Worth
   - La Quinta Inn, Fort Worth - East
   - Holiday Inn, Harlingen
   - La Quinta Inn, HI-LA Marque
   - Crowne Plaza-Houston Park, Houston
   - Days Inn, Houston
   - Days Inn-Hobby, Houston
   - Doubletree Hotel, Houston
   - Embassy Suites, Houston
   - Galleria Gardens, Houston
   - Harvest House Hotel, Houston
   - Harvey Hotel Medical Center, Houston
   - Hilton Inn-West, Houston
   - Holiday Inn I-10 East, Houston
   - Holiday Inn-Downtown, Houston
   - Holiday Inn-East, Houston
   - Holiday Inn-Greenway Plaza, Houston
   - Holiday Inn-Hobby, Houston
   - Holiday Inn-Medical Center, Houston
   - Holiday Inn-NASA, Houston
   - Holiday Inn-North, Houston
   - Holiday Inn-Northwest, Houston
   - Holiday Inn-Southwest, Houston
   - Host Hotel International, Houston
   - Hotel Meridien, Houston
   - Hotel-Proposed, Houston
   - Houston House, Houston
   - Houston Medical Center, Houston
   - Houston Park 10 Crowne Plaza, Houston
   - La Quinta Hotel-Astrodome, Houston
   - La Quinta Hotel-Baytown, Houston
   - La Quinta Hotel-CY Fair, Houston
   - La Quinta Hotel-Hobby, Houston
   - La Quinta Inn-Stafford, Houston
   - Lexington Hotel Suites, Houston
   - Marriott Astrodome, Houston
   - Marriott Hotel, Houston
   - Marriott Hotel-Medical Center, Houston
   - Marriott-Airport, Houston
   - Motel 6, Houston
   - Remington, Houston
   - Residence Inn, Houston
   - Rodeway Inn, Houston
   - Rodeway Inn-Hobby, Houston
   - Shamrock Hilton Hotel, Houston
   - Sheraton Hotel, Houston
   - Sheraton Houston House, Houston
   - Sheraton Houston Place Hotel, Houston
   - Sheraton Town and Country, Houston
   - Sofitel, Houston
   - Stouffer Greenway Plaza, Houston
   - Suite Hotel-Proposed, Houston
   - Whitehall, Houston
   - Whitehall Hotel Conversion to HI, Houston
   - La Quinta Inn, Houston  - Sharpstown
   - La Quinta Inn, Houston - East
   - La Quinta Inn, Houston - Loop 1960
   - La Quinta Inn, Houston - Northwest
   - La Quinta Inn, Houston- SW Freeway
   - Holiday Inn, Huntsville
   - Harvey Hotel DFW, Irvine
   - Allstar Inn, Irving
   - Hampton Inn, Irving
   - Hampton Inn-Proposed, Irving
   - Harvey Hotel-D/FW Airport, Irving
   - Holiday Inn-Texas Stadium, Irving
   - Marriott Hotel, Irving
   - Holiday Inn, Kingsville
   - Del Lago Hotel, Lake Conroe
   - Hilton Inn, Laredo
   - La Posada, Laredo
   - Courtyard by Marriott, Las Colinas
   - La Quinta Inn, Longview
   - Hilton Inn, Lubbock
   - Holiday Inn, Lubbock
   - Residence Inn, Lubbock
   - La Quinta Inn, Midland
   - Holiday Inn, New Braunfels
   - All Star Inn, North Richland Hills
   - La Quinta Inn, Odessa
   - Holiday Inn, Orange
   - Holiday Inn, Paris
   - Plano Harvey Hotel, Plano
   - La Quinta Inn, Round Rock
   - Sheraton Inn, San Angelo
   - Coachman Inn-Proposed, San Antonio
   - Courtyard by Marriott-Downtown, San Antonio
   - Courtyard by Marriott-Medical Ctr., San Antonio
   - Crockett Hotel, San Antonio
   - Days Inn, San Antonio
   - Fairfield - North, San Antonio
   - Gunter Hotel, San Antonio
   - Holiday Inn-Airport, San Antonio
   - Holiday Inn-Market Square, San Antonio
   - Holiday Inn-North, San Antonio
   - Holiday Inn-Northwest, San Antonio
   - Holiday Inn-Riverwalk, San Antonio
   - La Quinta Hotel-Ingram, San Antonio
   - La Quinta Hotel-Lackland, San Antonio
   - La Quinta Hotel-Toepperwein, San Antonio
   - Lexington Hotel Suites, San Antonio
   - Marriott Hotel-Proposed, San Antonio
   - Marriott Inn-North, San Antonio
   - Proposed Fairfield Inn, San Antonio
   - La Quinta Inn, San Antonio - Windsor
   - La Quinta Inn, San Antonio - Wurzbach
   - Holiday Inn, San Marcos
   - La Quinta Inn, SAT-Toepperwein
   - Sheraton Hotel, South Padre Island
   - La Quinta Inn, Tyler
   - Sheraton, Tyler
   - Sheraton Inn, Tyler
   - Traveler's Choice Inn, Tyler
   - Hilton Hotel, Waco
   - Gateway Inn, Wichita Falls
   - Hilton Hotel, Wichita Falls

  Utah
   - Mount Holly Ski Resort, Beaver
   - Hotel-Proposed, Brigham City
   - Motel-Proposed, Cedar City
   - Proposed Mayflower Hotel, Deer Valley
   - Stein Eriksen Lodge, Deer Valley
   - Deer Valley Resort, Park City
   - Omni Yarrow, Park City
   - Prospector Square Resort, Park City
   - Yarrow Resort, Park City
   - Seven Peaks Resort and Hotel, Provo
   - Comfort Inn, Salt Lake City
   - Doubletree, Salt Lake City
   - Hilton Hotel-Airport, Salt Lake City
   - Holiday Inn, Salt Lake City
   - Holiday Inn-Salt Palace, Salt Lake City
   - Hotel Utah, Salt Lake City
   - Hotel-Proposed, Salt Lake City
   - La Quinta Inn, Salt Lake City
   - Nendels Inn, Salt Lake City
   - New Grande Hotel, Salt Lake City
   - Red Lion Hotel, Salt Lake City
   - Sheraton Hotel, Salt Lake City
   - Super 8, Salt Lake City
   - University Park Hotel (Desktop Rev), Salt Lake City
   - Ramada Inn-Proposed, Sandy

  Vermont
   - Ramada Inn, Bennington
   - Bolton Valley Corporation, Bolton Valley
   - Quality Inn, Brattleboro
   - Radisson Hotel, Burlington
   - Smugglers Notch, Cambridge
   - Inn-Proposed, Essex
   - Cascade Lodge, Killington
   - Inn of the Six Mountains, Killington
   - Mountain Inn, Killington
   - Equinox Hotel, Manchester
   - Howard Johnson Inn, Rutland
   - Quality Inn, Stowe
   - Conference Center-Proposed, Stratton Mountain
   - Sugarbush Inn, Sugarbush
   - Susse Chalet, Williston

  Virginia
   - Comfort Inn, Abingdon
   - Best Western, Alexandria
   - Comfort Inn, Alexandria
   - Compri Hotel-Proposed, Alexandria
   - Embassy Suites, Alexandria
   - Howard Johnson, Alexandria
   - Marriott Suites, Alexandria
   - Ramada Inn, Alexandria
   - Best Western, Arlington
   - Gateway Marriott, Arlington
   - Hyatt Arlington Hotel, Arlington
   - Hyatt Regency, Arlington
   - Key Bridge Marriott, Arlington
   - Marriott Hotel, Arlington
   - Sheraton Crystal City Hotel, Arlington
   - Sheraton National Hotel, Arlington
   - Stouffer Concourse Hotel, Arlington
   - Mountain Lake Hotel, Blacksburg
   - Holiday Inn, Bristol
   - Howard Johnson, Bristol
   - Days Inn, Carmel Church
   - Westfields International, Chantilly
   - Boar's Head Inn, Charlottesville
   - Cavalier Inn, Charlottesville
   - Courtyard by Marriott, Charlottesville
   - Hilton-University, Charlottesville
   - Holiday Inn-North, Charlottesville
   - Omni Charlottesville, Charlottesville
   - Radisson-Proposed, Charlottesville
   - Super 8, Charlottesville
   - Days Inn, Chester
   - Howard Johnson, Chester
   - Days Inn, Colonial Heights
   - Holiday Inn, Covington
   - Embassy Suites, Crystal City
   - Holiday Inn Crowne Plaza, Crystal City
   - Hyatt Hotel, Crystal City
   - Marriott Crystal Gateway Hotel, Crystal City
   - Comfort Inn-Proposed, Dahlgren
   - Days Inn, Emporia
   - Courtyard by Marriott, Fairfax
   - Embassy Suites, Fairfax
   - Neighborhood Suites-Proposed, Fairfax
   - Hampton Inn-Proposed, Fairfax City
   - Westfields International, Fairfax County
   - Marriott Hotel, Fairview
   - Econo Lodge, Farmingville
   - Comfort Inn-Proposed, Farmville
   - Comfort Inn, Frederick County
   - Motel 6, Fredericksburg
   - Courtyard by Marriott, Hampton
   - Days Inn, Hampton
   - Fairfield Inn, Hampton
   - Courtyard by Marriott, Herndon
   - Embassy Suites Hotel, Herndon
   - Ramada Renaissance and Health Club, Herndon
   - Residence Inn-Proposed, Herndon
   - Worldgate Marriott Hotel, Herndon
   - Hotel-Proposed, Hopewell
   - Keswick Inn, Keswick
   - Holiday Inn, Lexington
   - Radisson Hotel, Lynchburg
   - Courtyard by Marriott, Manassas
   - Holiday Inn, Marion
   - Hilton, McLean
   - Days Inn, Norfolk
   - Marriott Waterside Hotel, Norfolk
   - Omni Hotel, Norfolk
   - Waterfront Hotel - Proposed, Norfolk
   - 135-Suite Hotel-Proposed, Portsmouth
   - Waterfront Suite Hotel-Proposed, Portsmouth
   - Comfort Inn, Princeton
   - Comfort Inn, Pulaski County
   - Embassy Suites Hotel, Reston
   - Hyatt Hotel, Reston
   - Best Western Kings Quarters, Richmond
   - Courtyard by Marriott, Richmond
   - Embassy Suites Hotel, Richmond
   - Hampton Inn, Richmond
   - Holiday Inn, Richmond
   - Howard Johnson Lodge, Richmond
   - Hyatt House Hotel, Richmond
   - La Quinta Hotel, Richmond
   - Marriott Hotel, Richmond
   - Omni Richmond, Richmond
   - Radisson Hotel, Richmond
   - Ramada Renaissance Hotel, Richmond
   - Residence Inn, Richmond
   - Days Inn, Richmond (Broad)
   - Days Inn, Richmond (Byrd)
   - Holiday Inn, Roanoke
   - Holiday Inn - Airport, Roanoke
   - Holiday Inn - Civic Center, Roanoke
   - Holiday Inn - South, Roanoke
   - Hotel Roanoke, Roanoke
   - Howard Johnson, Roanoke
   - Marriott - Roanoke Airport, Roanoke
   - Marriott Hotel, Roanoke
   - Holiday Inn, Salem
   - Super 8, South Hill
   - Days Inn, Springfield
   - Hilton, Springfield
   - Holiday Inn, Staunton
   - Stonewall Jackson Hotel, Staunton
   - Hampton Inn - Proposed, Tyson's Corner
   - Embassy Suites, Tysons Corner
   - Marriott Hotel, Tysons Corner
   - Residence Inn, Tysons Corner
   - Ritz Carlton-Proposed, Tysons Corner
   - Courtyard by Marriott, Virginia Beach
   - Courtyard by Marriott-Lynnhaven, Virginia Beach
   - Fairfield Inn, Virginia Beach
   - Hotel-Proposed, Virginia Beach
   - Pavilion Tower Hotel, Virginia Beach
   - Ramada Inn - Oceanside, Virginia Beach
   - International Conference Center, Westfields
   - Howard Johnson, Wheeling
   - Fort Magruder Inn, Williamsburg
   - Governor's Inn, Williamsburg
   - Holiday Inn-East, Williamsburg
   - Holiday Inn-West, Williamsburg
   - Royce Hotel, Williamsburg
   - Williamsburg Hilton, Williamsburg
   - Best Western-Proposed, Wytheville

  Washington
   - Bellevue Thunderbird Motor Inn, Bellevue
   - Embassy Suites, Bellevue
   - Hampton Inn, Bellevue
   - La Quinta, Bellevue
   - Residence Inn Seattle-East, Bellevue
   - Ramada Inn, Bothell
   - Rattling Spring Hotel, Harpers Ferry
   - Motel 6, Issaquah
   - AmeriSuite, Kent
   - Homecourt Suite Hotel, Kent
   - Embassy Suite, Lynnwood
   - Residence Inn-Seattle North, Lynnwood
   - Red Lion Inn at Pasco, Pasco
   - Redmond Motel, Redmond
   - Hampton Inn, Sea Tac
   - Holiday Inn Airport, Sea Tac
   - Thunderbird Inn, Sea Tac
   - Alexis Hotel, Seattle
   - Courtyard by Marriott-South Center, Seattle
   - Doubletree Inn at South Center, Seattle
   - Doubletree Plaza, Seattle
   - Hampton Inn-Airport, Seattle
   - Holiday Inn Crowne Plaza, Seattle
   - Holiday Inn-Sea Tac, Seattle
   - La Quinta, Seattle
   - Lake Union Residence Inn, Seattle
   - Marriott Hotel-Airport, Seattle
   - Marriott Sea-Tac Hotel, Seattle
   - Plaza Park Suites, Seattle
   - Ramada Inn-Airport, Seattle
   - Red Lion, Seattle
   - Stouffer Madison Hotel, Seattle
   - Travelodge-Proposed, Seattle
   - Westin Hotel, Seattle
   - Courtyard by Marriott, Spokane
   - Gateway Hotel, Spokane
   - Holiday Inn-West, Spokane
   - Red Lion Inn, Spokane
   - Super 8, Spokane
   - Hilton-Village Green, Tacoma
   - Hotel-Proposed, Tacoma
   - Park Shore Inn, Tacoma
   - Tacoma Sheraton Hotel, Tacoma
   - Embassy Suites Hotel, Tukwila
   - Hampton Inn, Tukwila
   - Residence Inn-Seattle South, Tukwila
   - Red Lion Quay, Vancouver
   - Residence Inn-Portland North, Vancouver
   - Super 8, Wenatchee
   - Thunderbird Motor Inn, Yakima

  West Virginia
   - Comfort Inn-Proposed, Charleston
   - Holiday Inn, Clarksburg
   - Holiday Inn, Fairmont
   - Hotel-Proposed, Harpers Ferry
   - Holiday Inn, Huntington
   - Comfort Inn-Proposed, Morgantown
   - Holiday Inn, Morgantown
   - Motel-Proposed, Morgantown
   - Comfort Inn, Princeton
   - Motel-Proposed, Princeton
   - Hotel-Proposed, Wheeling
   - Howard Johnson, Wheeling

  Wisconsin
   - Super 8, Ashland
   - Holiday Inn, Beloit
   - Embassy Suites Hotel-Proposed, Brookfield
   - Marriott-Milwaukee, Brookfield
   - Holiday Inn, Eau Claire
   - Residence Inn, Glendale
   - Granada Royale-Proposed, Green Bay
   - Holiday Inn-Downtown, Green Bay
   - Residence Inn-Proposed, Green Bay
   - Super 8, Janesville
   - Super 8, Kenosha
   - Playboy Resort, Lake Geneva
   - Concourse Hotel, Madison
   - Fairfield Inn, Madison
   - Hampton Inn - East, Madison
   - Hampton Inn - West, Madison
   - Compri Hotel-Proposed, Milwaukee
   - Embassy Suite, Milwaukee
   - Fairfield Inn, Milwaukee
   - Holiday Inn-Airport, Milwaukee
   - Holiday Inn-West, Milwaukee
   - Hotel and Conv. Ctr. East-Proposed, Milwaukee
   - Hyatt Regency, Milwaukee
   - Marc Plaza, Milwaukee
   - Marriott Inn, Milwaukee
   - Omni Suite Hotel-Proposed, Milwaukee
   - Super 8-Airport, Milwaukee
   - Olympia Village Resort, Oconomowoc
   - Scotsland Resort, Oconomowoc
   - Sheraton, Racine
   - Claridge Motor Inn, Rhinelander
   - Super 8, Waukesha
   - Holiday Inn, Wausau
   - Mead Inn, Wisconsin Rapids

  Wyoming
   - Days Inn, Casper
   - Flying L. Skytel, Cody
   - Super 8, Cody
   - Snow King Resort, Jackson
   - Super 8, Jackson
   - Wort Hotel, Jackson
   - Development-Proposed, Jackson Hole
   - Colter Bay Village, Moran
   - Jackson Lake Lodge, Moran
   - Jenny Lake Lodge, Moran
   - Best Western-Bel Air, Rawlins
   - Bridger Inn, Rawlins
   - La Quinta Inn, Rock Springs

  Western Europe

  Belgium
   - Oostkamp Hotel, Bruges
   - Proposed Residence Inn, Brussels
   - SAS Royal Hotel, Brussels

  Denmark
   - Proposed Hotel, Copenhagen

  France
   - The Miramar, Biarritz
   - Chateau D'arc en Barroi, Haute-Marne
   - Le Grand, Paris
   - Royal Monceau, Paris

  Germany
   - Cumberland House, Berlin
   - Munchen Penta Hotel, Munchen

  Holland
   - Carlton - Cannes & Amstel, Amsterdam
   - The Pulitzer Hotel, Amsterdam

  Spain
   - Le Meridien, Barcelona
   - Princess Sophia, Barcelona
   - Hotel Los Monteros, Marbella
   - Incosol Spa & Hotel, Marbella
   - Proposed Hyatt Resort, Marbella

  United Kingdom
   - Copthorne Hotel, Aberdeen
   - Copthorne Hotel, Birmingham
   - Hyatt Regency, Birmingham
   - Holiday Inn, Cambridge
   - Copthorne Hotel, Cardiff
   - Great Eastern Hotel, England
   - Copthorne Hotel, Glasgow
   - Hanbury Manor Hotel, Hertfordshire
   - 47 Park Street, London
   - Bailey's Hotel, London
   - Basil Street Hotel, London
   - Basil Street Hotel, Knightsbridge, London
   - Britannic Tower, London
   - Chelsea Hotel, London
   - Chesterfield Hotel, London
   - Chesterfield Hotel, Mayfair, London
   - Copthorne Hotels, London
   - Copthorne Tara Hotel, London
   - Dorchester Mayfair, London
   - Executive Hotel, London
   - Marriott Hotel, London
   - May Fair, London
   - Plaza Hotel, London
   - Proposed Hotel Conversion, London
   - Proposed Hotel-The City, London
   - Regent Hotel, London
   - Regent London Hotel, London
   - Sheraton Belgravia, London
   - Sheraton Park Tower, London
   - St. James Court Hotel, London
   - The Executive Hotel, London
   - Windsor Hotel, London
   - Copthorne Hotel, Manchester
   - Copthorne Hotel, Newcastle
   - Copthorne Hotel, Slough/Windsor
   - Swallow Hotel, Stockton
   - Copthorne Hotel-Effingham Park, Sussex
   - Copthorne Hotel-Gatwick, Sussex

  Middle East and North Africa

  Egypt
   - Sheraton Anni Cruise Ship,
   - Sheraton Aton Cruise Ship,
   - Sheraton Hotp Cruise Ship,
   - Sheraton Tut Cruise ship,
   - Aswan Oberol Hotel, Aswan
   - Cairo Sheraton Hotel, Cairo
   - Hotel - Proposed, Cairo
   - Lido Hotel, Cairo
   - Meridien Hotel, Cairo
   - Novotel Cairo Airport, Heliopolis, Cairo
   - Proposed Resort Complex, Hurghada
   - Luxor Sheraton Hotel, Luxor
   - Proposed Hotel, Luxor
   - Fayrouz Village Hotel, Sharm El Sheikh, Sinai
   - Coral Village Hotel, Nuweiba, Sinai
   - Hotel - Proposed, Dahab, Sinai
   - Hotel - Proposed, St. Catherine, Sinai

  Greece
   - Athens Hilton & Proposed Hotel, Athens
   - Caravel Hotel, Athens
   - Proposed Sargani Hotel & Bungalows, Halkidiki
   - Rhodes Hotel  -Proposed, Rhodes

  Israel
   - Proposed Inter-Continental Hotel, Tel Aviv

  Lebanon
   - Hotel Market Review, Beruit

  Morocco
   - El Minzah Hotel, Tangier

  Nigeria
   - Proposed Sheraton Hotel, Port Harcourt

  Saudi Arabia
   - Proposed Jeddah Corniche Project, Jeddah

  Tunisia
   - Proposed Hotel, Hammamet

  Turkey
   - Hotel Conrad, Istanbul

  Latin America and the Caribbean

  Bahamas
   - Eleuthera Joint Venture, Eleuthera
   - Cape Eleuthera Island Hotel, Eleuthera Island
   - Eleuthera Joint Venture, Eleuthra
   - The Montague, Nassau
   - Paradise Island Hotel, Paradise Island
   - Resorts Int'l Hotel and Casino, Paradise Island

  Belize
   - Journey's End Caribbean Club, Abergris Caye

  Bermuda
   - Sonesta Hotel, Bermuda

  Brazil
   - Quatro Rodas Hotel, Recife

  Colombia
   - Charleston Hotel - Proposed, Barranquilla
   - Bella Suiza Hotel, Bogota
   - Hotel & Convention Center -Proposed, Cali
   - Cartagena Hilton, Cartagena
   - El Faro de Cartagena Resort Propose, Cartagena
   - Proposed Indian Sea and Sun Resort, Cartagena
   - Hotel De Isleno, San Andres Isla
   - Santamar Hotel, Santa Marta

  Curacao
   - Ramada Renaissance Hotel and Casino,

  Honduras
   - Inn Of The Sun, Guanaja

  Jamaica
   - Holiday Inn-Rose Hall, Montego Bay
   - Americana Eden II, Ocho Rios

  Mexico
   - Posadas de Mexico Hotels,
   - Americana Condesa Del Mar, Acapulco
   - Americana El Presidente Hotel, Acapulco
   - Resort-Proposed, Cabo San Lucas
   - Palacio Del Margus, Chiconcuac
   - Omni Hotel, Ixtapa
   - Fiesta Inn-Proposed, Leon
   - Karmina Place, Manzanillo
   - Hotel - Proposed, Mexico City
   - La Jolla de Mismaloya, Puerta Vallarta

  Netherland Antilles
   - Divi Divi Beach Resort, Aruba
   - Divi Tamarijn Beach Resort, Aruba
   - Golden Anchor, Bonaire
   - Resort Hotel-Proposed, Bonaire
   - Ramada Renaissance Hotel and Casino, Curacao
   - Cupecoy Beach Club Hotel, St. Maarten
   - Dawn Beach Hotel, St. Maarten
   - Dawn Beach Resort, St. Maarten
   - Mullet Bay Resort, St. Maarten
   - Oyster Pond Hotel, St. Maarten

  Puerto Rico
   - Hyatt Dorado Beach Hotel, Dorado
   - Hyatt Regency Cerromar Hotel, Dorado
   - Hotel - Proposed, Fajardo
   - Hotel Puerto Rico, Fajardo
   - Westin Resort-Proposed, Palmer
   - Marriott Resort & Casino-Proposed, Puerto Rico
   - Carib Inn, San Juan
   - Dupont Plaza, San Juan
   - El San Juan Hotel and Casino, San Juan
   - Howard Johnson Hotel, San Juan
   - Marriott - Proposed, San Juan
   - Marriott Update - Proposed, San Juan
   - Sands Hotel and Casino, San Juan

  Virgin Islands
   - Caneel Bay, St. Croix
   - Carambola Beach Resort, St. Croix
   - Hotel - Proposed, St. Croix
   - St. Croix Development, St. Croix
   - Caneel Bay, St. John
   - Pineapple Beach Hotel, St. Thomas
   - Sugar Bay Plantation, St. Thomas
   - Virgin Grand Hotel, St. Thomas
   - Virgin Isle Hotel, St. Thomas
   - Little Dix Bay, Virgin Borda

  Eastern Europe

  Croatia
   - Two Hotels, Dubrovnik

  Czech Republic
   - Voronesh Hotel Complex, Brno
   - Proposed Four Seasons Hotel, Prague

  Hungary
   - Proposed Resort Hotel, Babolna
   - Duna Inter-Continental, Budapest

  Latvia
   - Daugava Hotel-Proposed, Riga
   - Proposed Hotel, Riga

  Poland
   - Holiday Inn, Krakow
   - Marriott Hotel - Proposed, Poznan
   - Proposed Hotel, Poznan
   - Radisson Hotel, Szczecin
   - Bristol Hotel, Warsaw
   - Holiday Inn, Warsaw
   - Orbis Joint Venture, Warsaw
   - Proposed Hotel, Warsaw
   - Sheraton Hotel - Proposed, Warsaw
   - Zakopane Resort Complex, Zakopane

  Russia
   - Kamiennyi Most Hotel & Business, Moscow
   - Savoy Hotel, Moscow

  Asia

  Korea
   - Ultrapolis 3000, Seoul

  Malaysia
   - UP 3000 Hotel-Proposed, Selangor

  Singapore
   - Resort Hotels - Proposed,
   - Ultrapolis 3000, Singapore

  West Indies
   - Proposed Blue Lagoon Resort, St. Martin

Hospitality Valuation Services                                 Mineola, New York
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Hospitality Valuation Services

Industry Leader

Hospitality Valuation Services (HVS) was created in 1980 to satisfy the ever-increasing demand for reliable and well-documented hotel/motel valuations, market studies, and feasibility reports. As the nation's leading real estate appraisal organization devoted exclusively to lodging properties, HVS offers owners, investors, and lenders in-depth valuation and market research expertise.

Our professional staff, operating on a worldwide basis with offices in New York, San Francisco, Miami, Boulder, Vancouver, and London, has appraised more than 4,000 hotels and motels in every state and over 32 foreign countries. Each member of Hospitality Valuation Services is well versed in lodging operations. Most have college degrees in hotel administration as well as actual on-the-job hotel experience. Coupled with intense training in real estate appraisal theory and techniques, we are highly qualified to handle the unique characteristics of hostelry valuations.

Excellence Through Specialization

An important feature of our valuation and feasibility services is specialization. Daily exposure on a global basis to a wide variety of hotel transactions and operating statistics, along with actual buyers and sellers, provides the data to thoroughly document our reports.

HVS maintains the industry's largest database of hotel valuation information:

      o     Data on over 4,000 hotel transactions;

      o     Over 3,500 actual financial statements;

      o Thousands of management contracts, franchise agreements, mortgages, leases, and other similar documents;

      o     Personal contacts at every major hotel company;

      o Names and addresses of over 10,000 hotel owners, investors, lenders, and operators.

Hospitality Valuation Services                                 Mineola, New York
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Innovative research in hotel valuation techniques is set forth in the textbooks we authored for the Appraisal Institute, entitled The Computerized Income Approach to Hotel/Motel Market Studies and Valuations and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations. These publications, along with more than 300 articles, are recognized as the authoritative standard for valuing lodging facilities and performing market feasibility studies. In addition, we have developed Hospitality Valuation Software, a computerized package that assists appraisers and consultants in evaluating market trends and preparing financial forecasts.

Full-Service Hotel Consulting

With a reputation established by providing highly detailed hotel valuations that are accepted and relied upon by virtually every major hotel owner, lender, and operator, HVS has branched out to offer a full range of consulting services.

      o HVS Consulting Services: Valuations, market feasibility studies, economic studies, management contract and franchise negotiations, development assistance, and expert testimony.

      o HVS Executive Search: Recruitment and placement of top-level hotel management personnel.

      o HVS Eco Services: Environmental audits and assistance in implementing programs including water and energy management, recycling, and green product selection. Provides ECOTEL certifications to environmentally sensitive hotels.

      o HVS Gaming Services: Specialized market, valuation, and consulting services for casinos and other types of gaming activities.

      o     HEI Hotels: Hotel ownership and management.

Long-Term Relationship

Hospitality Valuation Services is in business for the long-term. We are dedicated to providing our clients with the highest quality consulting services. Should you require assistance in any areas covered by our expertise, please contact any member of our team at (516) 248-8828.

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

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                                 ----------------------------
                                 Economic Study and Appraisal
                                 ----------------------------
                                 Grand Kempinski Dallas
                                 ----------------------------
                                 Addison, Texas
                                 ----------------------------


Prepared by:

Hospitality Valuation Services
A Division of Hotel Consulting Services, Inc.
372 Willis Avenue
Mineola, NY  11501
516-248-8828

Submitted to:

Mr. Shirish Godbole
Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY  10036

                        [Letterhead of HVS International]

                                                  April 30, 1997

Mr. Shirish Godbole
Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY  10036

                                        Re:  Grand Kempinski Dallas
                                             Addison, Texas
                                             Ref.  #9710145

Dear Mr. Godbole:

Pursuant to your request, we herewith submit our economic study and appraisal pertaining to the above-captioned property. We have inspected the site and facilities, and have analyzed the hostelry market conditions in the Dallas area. Our report was prepared in accordance with, and is subject to, the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) and the Uniform Standards of Professional Appraisal Practice (USPAP), as provided by the Appraisal Institute.

Based on the available data, our analysis, and our experience in the hotel industry, it is our opinion that the market value of the fee simple interest in the subject property described in this report, as of April 1, 1997, is:

                                   $90,000,000
                             NINETY MILLION DOLLARS

We hereby certify that we have no undisclosed interest in the property, and our employment and compensation are not contingent upon our findings and valuation. The economic study and appraisal is made part hereof, and must remain attached in order for the value opinion set forth to be considered valid. This study is subject to the comments made throughout this report and to all assumptions and limiting conditions set forth herein.

                                  Very truly yours, HOSPITALITY VALUATION
                                  SERVICES A Division of Hotel Consulting
                                  Services, Inc.


                                  /s/ Samantha A. Sudre
                                  Samantha A. Sudre
                                  Consulting and Valuation Analyst


                                  /s/ Anne R. Lloyd-Jones
                                  Anne R. Lloyd-Jones, CRE
                                  Senior Vice President


                                  /s/ Stephen Rushmore
                                  Stephen Rushmore, CRE, MAI, CHA
                                  President

HVS International, Mineola, New York
                     Grand Kempinski Dallas, Addison, Texas    Table of Contents
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Table of Contents

           1.   Executive Summary .........................................    1

           2.   Nature of the Assignment ..................................    3

           3.   Description of the Land, Improvements,
                     Zoning, Taxes, and Neighborhood ......................    7

           4.   Market Area Analysis ......................................   29

           5.   Overview of External Forces Affecting the
                     U.S. Lodging Industry ................................   43

           6.   Lodging Market Supply and Demand Analysis .................   59

           7.   Projection of Occupancy and Average Rate ..................   78

           8.   Highest and Best Use ......................................   96

           9.   Approaches to Value .......................................   98

          10.   Income Capitalization Approach ............................  101

          11.   Sales Comparison Approach .................................  142

          12.   Cost Approach .............................................  155

          13.   Reconciliation of Value Indications .......................  163

          14.   Statement of Assumptions and Limiting Conditions ..........  167

          15.   Certification .............................................  171

                Addenda

                     Quality Assurance
                     Photographs of the Subject Property
                     Photographs of the Competitive Properties
                     Legal Description
                     Flood Map
                     Synopsis of Management Agreement
                     Synopsis of Retail Leases
                     Explanation of the Simultaneous Valuation Formula

                Qualifications

                     Samantha A. Sudre
                     Anne R. Lloyd-Jones, CRE
                     Stephen Rushmore, CRE, MAI, CHA

HVS International, Mineola, New York                         Executive Summary 1
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1. Executive Summary

Property:                                       Grand Kempinski Dallas
Location:                                       15201 Dallas Parkway
                                                Addison, Texas 75248
Date of Inspection:                             April 1, 1997
Interest Appraised:                             Fee simple, including land,
                                                improvements, and furniture,
                                                fixtures, and equipment
Date of Value:                                  April 1, 1997

Land Description
----------------
Area:                                           11 acres, or +/-480,000 square
                                                feet
Zoning:                                         PD - Planned Development
Assessor's Parcel Number:                       Quorum North PT Site 4, Block 2

Improvements Description
------------------------
Age:                                            Constructed in 1983
Property Type:                                  Four-star luxury convention
Guestrooms:                                     528
Number of Stories:                              15 stories
Food and Beverage Facilities:
       Le Cafe  (Coffee Shop)                   250 seats
       Monte Carlo  (Gourmet French/Italian)    230 seats
       Le Gala  (Sophisticated Reception Hall)  150 seats
       Malachite  (Showroom)                    750 seats
       Bristol Lounge  (Lobby Lounge/Bar)       120 seats
         Kempis  (Nightclub)                    750 seats
Meeting Space:                                  21 rooms, totaling +/-76,000
                                                square feet
Parking:                                        860 total spaces
       Surface Lot:                             330 spaces
       Parking Garage:                          530 spaces

HVS International, Mineola, New York                         Executive Summary 2
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Summary of Value Parameters
---------------------------
Highest and Best Use (as if vacant):    Transient lodging facility
Highest and Best Use (as improved):     Transient lodging facility
Marketing Period:                       Six to twelve months
Number of Years to Stabilize:           Three
Stabilized Year:                        1999/00

Valuation Assumptions
---------------------
Mortgage Interest Rate:                 9.5%
Amortization Period:                    25 years
Debt Service Constant:                  0.104844
Loan-to-Value Ratio:                    70.0%
Stabilized Inflation Rate:              3.5%
Equity Yield Rate:                      20.0%
Terminal Capitalization Rate:           11.0%
Brokerage and Legal Fees:               3.0%
Holding Period:                         10 years
Calculated Discount Rate:               13.5%

Estimates of Value
------------------
Income Capitalization Approach:                          $89,950,000
Sales Comparison Approach:                        $85,000,000 - $99,000,000
Cost Approach (Replacement Cost):                       $100,800,000

Market Value Conclusion:                                 $90,000,000
Market Value Conclusion per Room:                         $170,455

HVS International, Mineola, New York                  Nature of the Assignment 3
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2. Nature of the Assignment

Subject of the Economic Study and Appraisal

The subject of the economic study and appraisal is the fee simple interest in a +/-480,000-square-foot (11-acre) parcel improved with a 528-room, four-star luxury convention lodging facility known as the Grand Kempinski Dallas, which opened in 1983. In addition to guestrooms, the subject property contains 40 suites (included in the above room count), 22 meeting rooms with +/-76,000 square feet, a showroom, a garden court, two restaurants, a lobby lounge, a nightclub, heated indoor and outdoor swimming pools and whirlpools, four lighted roof-top tennis courts, two racquetball courts, a health club, parking for 860 cars, and appropriate back-of-the-house facilities. The hotel is located in Addison, a small business town north of Dallas, at the intersection of Dallas North Tollway and Beltline Road. Municipal jurisdictions governing the property include the City of Addison, Dallas County, and the State of Texas. The hotel's civic address is 15201 Dallas Parkway, Addison, Texas, 75248.

Objective of the Economic Study and Appraisal

The objective of the economic study and appraisal is to evaluate the supply and demand factors affecting the market for transient accommodations in the Addison area for the purpose of estimating the market value of the subject property.

Market value is defined by the Office of the Comptroller of the Currency (OCC), 12 CFR, Part 34, as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.

Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.    buyer and seller are typically motivated;

HVS International, Mineola, New York                  Nature of the Assignment 4
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2. both parties are well informed or well advised, and acting in what they consider their own best interests;

3.    a reasonable time is allowed for exposure in the open market;

4. payment is made in terms of cash in U. S. dollars or in terms of financial arrangements comparable thereto; and

5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

Use of the Appraisal

This appraisal is being prepared for use by Morgan Stanley Mortgage Capital, Inc. in connection with the possible refinancing of the subject property. The information presented in this report should not be disseminated to the public or third parties without the express written consent of Hospitality Valuation Services.

Scope of the Appraisal

All information was collected and analyzed by the staff of Hospitality Valuation Services. Data such as historical operating statements, site plans, floor plans, and so forth were supplied by Morgan Stanley Mortgage Capital, Inc. and the hotel management. Unless noted otherwise, we have inspected the competitive lodging facilities, and have analyzed the sales summarized in this report, and our value conclusion is based on this investigation and analysis.

Property Rights Appraised

The property rights appraised are the fee simple ownership of the land and improvements, including the furniture, fixtures, and equipment. The fee simple interest is defined as, "absolute ownership unencumbered by any other interest or estate subject only to the four powers of government." The subject property is appraised as a going concern (i.e., an open and operating facility).


(1) Federal Register, Vol. 55, No. 165, August 24, 1990; p. 34696.

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Method of Study

The methodology used to develop this economic study and appraisal is based on the market research and valuation techniques set forth in the textbooks authored by HVS International for the American Institute of Real Estate Appraisers and the Appraisal Institute, entitled, The Valuation of Hotels and Motels,(2) Hotels, Motels and Restaurants: Valuations and Market Studies,(3) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations,(4) and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations.(5)

The appraisal will consider the three standard approaches to value: income capitalization, sales comparison, and cost. Because lodging facilities are income-producing properties that are normally bought and sold on the basis of capitalization of their anticipated stabilized earning power, the greatest weight is given to the value indicated by the income capitalization approach. We find that most hotel investors employ a similar procedure in formulating their purchase decisions, and thus, the income capitalization approach most closely reflects the rationale of typical buyers. When appropriate, the sales comparison and cost approaches are used to test the reasonableness of the results indicated by the income capitalization approach.

Ownership, Franchise, and Management History and Assumptions

A photocopy of the subject property's legal description, which was provided by the City of Adisson, is presented in the Addenda to this report; the appraisers assume no responsibility regarding the accuracy of this legal description.

The subject property was built in 1983 and opened as a Registry hotel. In mid 1987, the hotel's appellation was changed to the Grand Kempinski. The legal ownership entity is the Registry Dallas Associates, a Delaware limited partnership which consists of Dallas Hotel Associates, the general


(2) The Valuation of Hotels and Motels, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1978.

(3) Hotels, Motels and Restaurants: Valuations and Market Studies, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1983.

(4) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1990.

(5) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992.

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partner, and Grand Hotel Associates, the limited partner. These entities have owned the hotel since it opened. Kempinski International, Inc. operates the subject property under a management agreement which expires December 31, 2002; an abstract of this contract is presented in the Addenda to this report.

Marketing Period

In light of the renewed interest in hotel investments and the increasing availability of debt and equity capital, we believe that it will take six to twelve months to sell the subject property, assuming that it is placed on the market at the concluded value.

Effective Date of the Appraisal

The effective date of the appraisal is April 1, 1997. All projections are expressed in inflated dollars, and the value estimate represents 1997 dollars.

Date of Inspection

The subject property was inspected by Anne R. Lloyd-Jones and Samantha Sudre on April 1, 1997.

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3. Description of the Land, Improvements, Zoning, Taxes, and Neighborhood

LAND

The suitability of the land for the operation of a lodging facility is an important consideration affecting the economic viability of a property and its overall value. Factors such as size, topography, access, visibility, and the availability of utilities have a direct impact on the desirability of a particular site.

Size and Topography

The subject site is located North of Dallas, within the block bounded by Dallas Parkway to the east, Arapaho Road to the north, and the Quorum Loop North to the west and south. Street frontage is available along the Dallas Parkway to the east and the Quorum Loop to the south. The site's northern boundary is formed by an alley between the hotel and the Colonnade, an adjacent office building. To the west, the hotel adjoins a vacant parcel which is also owned by Registry Dallas Associates, but which is not included in this appraisal. Primary vehicular access to the property is provided by the Dallas Parkway. The site is an irregular rectangle in shape, and its topography is flat. According to a July, 1980 survey from the City of Addison, the subject parcel measures approximately 480,000 square feet, or +/-11 acres. Municipal jurisdictions governing the property include the City of Addison, the County of Dallas, and the State of Texas.

The size and topography of the subject parcel appear to be well suited for hotel use. The site is fully developed, with no excess land available for expansion. Indeed, although the subject site is proportionately large for a 528-room hotel, the City of Addison's requirements for parking accommodation justify the total use of the land.

Regional Access

It is important to analyze a lodging facility's ease of access with respect to regional and local transportation routes and demand generators. The subject site is readily accessible to a variety of local, county, state, and interstate highways.

                                [GRAPHIC OMITTED]

                                    SITE PLAN

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Primary regional access to the Dallas area is provided by Interstates 35, 30, and 20. Interstate 35 (Stemmons Freeway), a major north-south thoroughfare for Texas, connecting the Dallas/Fort area with Waco, Austin, San Antonio, and Laredo, carries motorists south from Oklahoma and branches into two highways (I-35E and I-35W) as it passes through Dallas and Fort Worth, before merging again in Hillsboro, Texas. Interstate 30 is a northeast-southwest thruway connecting the eastern boundary of downtown Dallas to Little Rock, Arkansas. Interstate 20, a major east-west thoroughfare, originates in Meridian, Mississippi, and extends westward through Jackson, Mississippi, Shreveport, Louisiana, and Dallas before terminating approximately ten miles of Odessa, Texas.

Other important regional roadways in the subject property's vicinity include Interstates 75 and 635, and the Dallas North Tollway. Interstate 75 is a north-south thruway connecting Caddo, Oklahoma (where it changes into U. S. Highway 65) to the northern boundary of downtown Dallas. Interstate 635, which is also known locally as the LBJ Freeway, constitutes a major east-west loop known as the 635 Loop, which circumnavigates the Dallas Metropolitan area and provides ready access from North Dallas to the Dallas/Fort Worth Airport. Interstate 635 also meets Interstates 30, 20, and 35E at different points around the city. The Dallas North Tollway is a six-lane, bi-directional toll road which extends in a north-south direction through North Dallas. This road is a primary commutational route, and links the commercial and residential developments in North Dallas with the communities to the south, including the Dallas Central Business District. In turn, the Dallas North Tollway provides access to I-635 approximately two miles south of the subject property.

Local Access and Visibility

Local thoroughfares providing general access to the subject site consist of Belt Line Road, Preston Road and Arapaho Road. Belt Line Road and Arapaho Road are both east-west thoroughfares which are characterized by commercial and residential developments along their borders. Belt Line Road passes south of the subject property, and Arapaho Road intersects the Quorum Loop North to the west, which, in turn, circumvents the property and ends to the south, at Dallas Parkway. Preston Road runs in a north-south direction approximately one mile east of the subject property, and connects the Highland Park area of Dallas, to the south, with the City of Plano to the north.

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Local access to the Grand Kempinski is primarily provided by the Dallas North Tollway and Belt Line Road. The hotel is situated on the western access road for the Tollway, which is known as the Dallas Parkway; traffic on this service road travels one way, in a southbound direction. Motorists traveling north on the Tollway must exit at Belt Line/Arapaho and continuing north, make a left U-turn onto Dallas Parkway before reaching the hotel, which is located to their right. The subject property has two entrances; the first one encountered provides direct access to the main entrance (or east entrance) and to Monte Carlo, the hotel's evening restaurant. The next entranceway (south entrance) offers direct access to the ballroom and other function areas. Motorists traveling southbound on the Dallas North Tollway must exit at the Keller Springs Road Exit, and continue southward on Dallas Parkway; the hotel is encountered on their right, shortly after crossing Arapaho Road.

The subject site, located immediately west of the Dallas North Tollway, enjoys good visibility for passing north- and southbound motorists. However, the high-rise office buildings located to the north and south somewhat obscure the visibility of the hotel from points on the Tollway prior to the appropriate exits, making the overall visibility of the subject hotel only fair. Visibility of the Grand Kempinski from Belt Line Road is considered to be very good. Overall, regional access to the Grand Kempinski Dallas is considered good, but the visibility is considered average.

Airport Access

Primary air transportation to the Addison area is provided by Dallas/Fort Worth International Airport, located approximately 19 miles west of the subject property. The Dallas/Fort Worth International Airport serves as a hub for both American Airlines and Delta Airlines, in addition to being utilized by an additional five international and 16 domestic airlines. According to the new Airport Development Plan, Dallas and Fort Worth will invest a total of $3.5 billion for major airfield expansion and associated facilities. To reach the Grand Kempinski Dallas, motorists exit Dallas/Fort Worth International Airport via the north exit onto Highway 121, and continuing north, exit onto I-635, and travel eastward to the Dallas North Tollway, turning north.

Love Field Airport is a secondary airport servicing the Dallas area. It is located approximately 12 miles south of the subject property, and offers the services of Southwest Airlines. Under "the Wright Amendment," Love Field and Southwest Airlines are allowed to provide interstate service, but

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only to the four states contiguous to Texas - New Mexico, Oklahoma, Arkansas, and Louisiana. To reach the Grand Kempinski from Love Field Airport, motorists follow Mockingbird Lane east, then take the Dallas North Tollway going north, and use the Belt Line Road/Arapaho Road Exit.

Access to Local Demand Generators

The Grand Kempinski Dallas is situated in the heart of the area's primary generators of lodging demand. Primary lodging demand generators in the subject property's area are major businesses and corporations. The following table outlines some of these major demand generators and their distance from the subject site.

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Table 3-1 Local Demand Generators
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                                         Approximate Distance
Demand Generator                      from Subject Site (in Miles)
----------------                      ----------------------------

CompUSA                                          0.10
MBNA Information Services                        0.25
Pizza Hut International                          0.25
Mary Kay Cosmetics, Inc.                         0.75
Countrywide Funding                               8.0
The Galleria Mall                                 2.0
Digital Switch Corporation                        7.0

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Utilities

The subject site is served by all necessary utilities, which are provided as follows.

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Table 3-2 Available Utilities
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        Utility                    Provider
        -------                    --------

        Water                      Addison Water Department
        Electricity                TU Electric
        Telephone                  Southwestern Bell
        Long-distance Telephone    MCI
        Sewer                      Addison Water Department
        Natural Gas                Lone Star Gas Company
        Garbage and Trash          Texas Waste Management

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Soil and Subsoil Conditions

Geological and soil reports were not provided to the appraisers or made available for review during the preparation of this report. The appraisers are not qualified to evaluate soil conditions, other than by a visual inspection of the surface.

Nuisances and Hazards

The appraisers have not been informed of any site-specific nuisances or hazards, and no signs of toxic ground contaminants were visible s at the time of our inspection. Because the appraisers are not experts in this field, we do not warrant the absence of hazardous waste, and we urge the reader to obtain an independent analysis of these factors.

Easements

The appraisers were not provided with any information concerning easements affecting the subject property. For the purpose of this appraisal, we have assumed that the property is not encumbered by any unusual or onerous easements that would affect its use or potential marketability.

Flood Zone

Possible locational hazards include flood potential. The subject property is located within Zone C, per the Federal Insurance Administration Agency's Community Panel Number 48108 0005 A, effective July 16, 1980. Zone C is designates "areas of minimal flooding." However, we cannot guarantee the accuracy of our data; therefore, we recommend that a flood certification be obtained.

Legal Description

As noted earlier, a copy of the subject property's legal description, as provided by the City of Addison, is presented in the Addenda to this report.

Land Conclusion

The subject parcel appears to be well suited as the site of a lodging facility. We have analyzed the issues of size, topography, access, visibility, and the availability of utilities, and we note the following advantages and disadvantages.

Advantages

o The entire Dallas area enjoys superior national accessibility via Dallas/Fort Worth International Airport.

o Local access is facilitated via easily navigated highways; Dallas North Tollway provides convenient direct access to downtown Dallas.

o The size and topography of the site are appropriate for its current use, and ample parking is available.

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o The area surrounding the site is developed with extensive commercial, retail, and office uses, all of which generate lodging demand.

Disadvantages

o Visibility of the subject site for north- and southbound Tollway motorists is somewhat impaired by the presence of high-rise office buildings in the area.

o Access to the subject site from the Tollway via Dallas Parkway is somewhat complicated for northbound travelers.

The advantages noted above are important locational characteristics. We believe that these advantages outweigh the disadvantages, and we conclude that the subject site is appropriate for its current use.

IMPROVEMENTS

The quality of a lodging facility's physical improvements has a direct influence on its marketability and attainable occupancy and average rate. The design and functionality of the structure can also affect operating efficiency and overall profitability. This section investigates the subject property's physical improvements and personal property in an effort to determine how they contribute to total value. The following description of the improvements is based on our inspection of the hotel and information provided by management representatives.

The Grand Kempinski Dallas is a four-star luxury convention lodging facility containing 528 rentable units with 40 suites (included in the above room count); +/-76,000 square feet of meeting and banquet space, including a showroom and the Garden Court; two restaurants; a lobby lounge; a nightclub; heated indoor and outdoor swimming pools and whirlpools; four lighted tennis courts; two racquet ball courts; a health club; parking for 860 cars; and appropriate back-of-the-house facilities. The 15-story property opened in 1983, and is operated under a management agreement with Kempinski International, Inc. Overall, the hotel appears to be in relatively good condition; management representatives report that all of the building systems are in working order.

Based on our inspection and information provided by management representatives, the following table summarizes the facilities available at the subject property.

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Table 3-3  Facilities Summary
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Guestrooms
    King Beds                                       293  Units
    Double/Doubles                                  204
    Suites                                           31
                                                 -------
           Total                                    528  Units

Non-Smoking Rooms                                   355

Food and Beverage Outlets
    Le Cafe                                         200  Seats
    Monte Carlo                                     150
    Bristol Lounge                                  150
    Kempi's                                         700

Meeting and Banquet Rooms
    Crystal Ballroom  (8 sections)               25,400  Square Feet
    Crystal Ballroom Foyer                       20,000
    Lalique Ballroom  (2 sections)                4,560
    Lalique Foyer                                 2,000
    Malachite Showroom                            9,280
    Le Gala Reception Hall                        3,180
    3 Conference Rooms  (2 sections each)         3,300
    2 Board Rooms                                 1,100
    2 Meeting Rooms
       Cosmopolitan                                 650
       Metroplex                                    650
    Addison Hospitality Suite                     1,030
    Garden Court                                  5,168
                                                 -------
        Total                                    76,318  Square Feet

Parking
       Surface Lot                                  330  Spaces
       Parking Garage                               530
                                                 -------
           Total                                    860  Spaces

Recreational & Other Amenities
    Lighted Roof-Top Tennis Courts                    4
    Racquetball Courts                                2
    Indoor Heated Swimming Pool with Whirlpool
    Outdoor Heated Swimming Pool with Whirlpool
    Health Club
    Men's & Women's Saunas
    Ice Machine on each floor

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Table 3-3  Facilities Summary  (continued)
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Retail Space                                          8  Shops

Elevators/Escalators
    Montgomery Passenger Electric  (3,000 lbs.)       6  Units
    Service Electric  (3,500 lbs.)                    3
    Cargo Hydraulic  (10,000 lbs.)                    1
    Freight Hydraulic  (3,500 lbs.)                   1
    Montgomery Escalators                             2

Laundry
    Washers                                          10  Units
    Dryers                                           15
    Folder                                            1
    Ironer                                            1
    Chutes

Life Safety Systems
    Full Sprinkler System
    Single Station Smoke Alarms
    Voice Alarm System
    Smoke and Fire Dampeners
    Fire Extinguishers, Pull Stations

Mechanical Systems
    Centralized Four-Pipe HVAC
    Trane Centravac Air Chillers                      2
    Cleaver Brooks Boilers                            2
    Fulton Boiler for Laundry Area                    1

Construction Details
    Foundation                                           Drill Concrete Piers

    Framing                                              Poured/Cast-in-Place
                                                         Concrete
                                                         Fire-Proof

    Exterior Walls                                       Pre-cast Concrete
                                                         Concrete Panels

    Windows                                              Single-pane
                                                         Glazed

    Roof                                                 Metal and Concrete
                                                         Multi-ply Asphalt
                                                         Covering
                                                         Roofing Felt and
                                                         Ballast

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Property Exterior and Construction

Vehicular access to the subject site is via a driveway between the Colonnade building and the hotel, or via the Quorum Loop North. After entering the site, guests proceed to the hotel's main entrance, which is located on the east side of the building. Service traffic can gain access to the loading dock, which is located on the north side of the building.

The hotel structure is situated in the northeast portion of the site. Paved parking areas located to the south of the property contain 330 spaces, and a parking garage to the west accommodates 530 vehicles, for a total of approximately 860 available parking spaces.

The hotel features two basic components: the 15-story hotel tower and the three-story public building. The hotel is constructed of a fireproof poured/cast-in-place concrete frame with concrete panels exterior walls. The roof is constructed of metal and concrete with an asphalt multi-ply cover. Windows are single-paned, glazed, and fixed throughout the property.

Design and Layout

The design of the hotel tower features a rectangular-shape; however, the adjoining public building structure to the north, creates a L-shape with the tower. Adjoining the subject hotel on its western side is the parking garage, which is connected to the hotel tower on the ground level.

The subject property features 14 levels above one basement level. This below-grade level houses the hair salon, the health club, some administrative offices, the discotheque, and back-of-the-house spaces such as the hotel's laundry, housekeeping and engineering rooms, and the employees' lockers and cafeteria. Facilities accommodated on the first (ground) level include the swimming pools, leased retail spaces, the two restaurants and the lobby lounge, the showroom and additional function space, the main kitchen, the loading deck, the two entrances, the lobby, some administrative offices, and parking. The second level accommodates the ballrooms and pre-function space, five breakout meeting rooms, the banquet kitchen, coat check rooms, and the business center. The third-level accommodates sales and executive offices, four meeting rooms, and guestrooms. The remaining 11 levels of the hotel structure are guestroom floors. Levels 14 and 15 are concierge levels, and as such, benefit from added services and amenities.

Lobby

The subject property's main entrance is located on the south side of the hotel building, and is equipped with a porte cochere that covers the passenger

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arrival area. The main entrance opens into the lobby - a long rectangular space that houses the front desk, and provides access to other areas of the hotel. Upon entering through the main entrance doors, guests proceed to the front desk, which is situated straight ahead and to the right, on the northern wall of the lobby. The concierge desk is perpendicular to the front desk, on the western wall. A seating area is conveniently located immediately to the left of the entrance, on the southern wall, for the comfort of guests waiting for transportation services. Across from the seating area, are the lobby lounge and a corridor leading to Monte Carlo Restaurant, Le Gala Banquet Room, public restrooms, and the stairways to Kempi's Discotheque below. Another corridor, situated across from the front desk, extends westward, providing access to the six guest elevators, six shops, including the hotel's gift shop, two escalators leading to the function space on the second floor, the Garden Court, Le Cafe Restaurant, the Malachite Showroom, public restrooms, a travel agency and the covered parking.

The lobby floor is finished with marble and carpets. The walls are covered with bright-colored fabrics and framed artworks, and two large glass chandeliers hang from the ceiling. The lobby design is functional, and the front desk visible from the main entry. However, the elevators are not visible from the front desk, and are directly accessible from the ballroom (or southern) entrance, which may cause security problems.

Food and Beverage Outlets

Food and beverage service is available in a casual restaurant known as Le Cafe, a more upscale, gourmet French/Italian restaurant known as Monte Carlo, the Malachite Showroom, Kempi's discotheque, and the Bristol Lounge. Except for Kempi's, which is located on the basement level, all of these facilities are located on the ground floor.

Le Cafe seats 250 people in a dining room divided into three sections, with the middle section serving for the display of the buffets and the pastry shop. This restaurant serves breakfast and lunch; its hours of operation are from 6:00 a.m. to 5:00 p.m. every day of the week. Decorative elements include bright wallcovering and assorted carpets, art works, chandeliers and wall fixtures, flower arrangements, and a rose on each table. Le Cafe offers a breakfast and a lunch buffet that attract a substantial outside clientele from the neighboring offices.

The 230-seat Monte Carlo Restaurant is also divided into three areas. The western section offers a more lively atmosphere, and features a bar and an open kitchen. The other two sections are separated by an arch; the middle

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section is bright, and features a central table with a flower arrangement and a display of wines. The eastern section has a more intimate atmosphere, with dimmed lights and tables arranged along tinted-glass windows. In addition, the restaurant offers two private rooms which can accommodate medium to large parties in separate back rooms. The decoration of this restaurant is influenced by Mediterranean styles. Recently acquired art works cover the walls, and numerous plants enhance the atmosphere of the dining room. Monte Carlo is open for dinner seven days a week from 6:00 p.m. until 10:30 p.m. Like Le Cafe, this restaurant is serviced by a direct, efficient connection to the main kitchen, and it appears to be in very good condition. Monte Carlo was renovated in 1989, at which time, the walls were painted and soft goods were replaced.

The Malachite Showroom seats 750 people, with a choice of booth or regular tables. This outlet originally operated as a showroom, featuring cabaret-style entertainment several nights a week. This facility is now primarily used for private functions. The stage, dance floor, and flexible setting permit many different uses. On Sunday, the Malachite houses an elegant, locally popular brunch from 11:00 a.m. until 2:30 p.m. The atmosphere of this room is very luxurious, and the decor is in complete harmony with the malachite colonnades, which gave it its name. The Malachite Showroom appears to be in very good condition, and has direct access to the main kitchen.

Kempi's Discotheque has a capacity of 750 people. Furnishings include a round bar, a dance floor with a disc jockey booth, and round black tables, and black chairs. This facility is open Tuesday through Friday from 5:30 p.m. until 2:00 a.m., and Saturday from 8:00 p.m. until 2:00 a.m. A Happy Hour offering complimentary hors d'oeuvres from 5:00 p.m. until 8:00 p.m. is available Tuesday through Friday. Kempi's has had two recent minor renovations, and appears to be in good condition.

The 120-seat Bristol Lounge is located in the lobby, and is furnished with tables, chairs, and sofas. The bar is a half-circle in shape, and is situated in the northeast corner of the lounge. In the middle of the eastern wall, a stage accommodates a piano for live entertainment. The lounge is open from 11:00 a.m. until 2:00 a.m., and complimentary hors d'oeuvres are offered between 5:30 p.m. and 7:30 p.m. Soft goods and chairs were recently replaced, and the Bristol Lounge appears to be in good condition.

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Meeting and
Banquet Space

A majority of the hotel's function space is located on the second level, with additional areas situated on the first and third levels. Access to the upper-level meeting areas is provided by the escalators, which connect the lobby to the second level, and by the guest elevators. The Grand Kempinski Dallas offers roughly 76,000 square feet of flexible meeting and banquet space, including the +/-25,400-square-foot Crystal Ballroom, which divides into eight sections; the +/-4,560-square-foot Lalique Ballroom, which divides into two sections; +/-22,000 square feet of pre-function space; and a number of smaller meeting rooms, breakout rooms, boardrooms, a magnificent showroom, and banquet rooms. The following table illustrates the various sizes and capacities of this meeting space.

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Table 3-4  Meeting Space Capacities
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                                                       Capacity by Configuration
                                                       ------------------------
Meeting Room                            Square Feet       Theatre       Banquet
-------------------------------------------------------------------------------
Crystal Ballroom                          25,400           3,000         2,500
Lalique Ballroom                           4,560             500           440
The Waterford                              1,100             120            80
The Colonnade                              1,100             120            80
The Spectrum                               1,100             120            80
The Baccarat Room                            560              60            40
The Steuben Room                             560             ---            20
Garden Court                               5,168             ---           600
Malachite Showroom                         9,280             950           650
Le Gala                                    3,180             250           260
The Cosmopolitan                             650              50            50
The Metroplex                                650              50            50
Addison Hospitality Suite                  1,030              75            80
                                        ---------

    Total                                 54,338

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The subject property's meeting space is in good condition and is finished with the same high-quality carpets, wallpapers, lighting fixtures, and decorated with framed prints. The space offers high audiovisual capabilities, and audio-visual services are provided by J&S Audio Visual, Inc., an outside company which contracts with the hotel for these services.

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Guestrooms

The subject property contains 528 guestrooms, including 40 suites. The typical guestroom measures approximately 334 square feet. Typical guest-rooms are furnished with the following items.

o     One king bed or two double beds with headboard(s)

o     One or two nightstands with wall mounted lamps

o     Small desk with chair and wall mirror

o     Oval coffee table with love seat, chair and floor lamp

o     One armoire with color television set and drawers

o     One bench

o     One closet

o     One telephone with dataports

o     One fax machine

o     One radio alarm clock

o     Iron and ironing board

o     Fabric draperies

o     Assorted artwork

Guest bathrooms feature the following items.

o     Tub/shower combination

o     Sink with counter

o     One wall-mounted telephone

o     Hair dryer

o     Make-up mirror

The hotel features three types of guestroom decor, which are differentiated by the patterns and colors of the soft goods, and the nature and design of the wooden case goods. The Oriental rooms feature black wooden furniture, soft goods with an Oriental motif, and mustard-colored carpeting. These rooms' soft goods were replaced in the last quarter of 1996. The English rooms feature medium brown wooden furniture and green carpeting. These rooms' soft goods were replaced in the first quarter of 1997. The French rooms feature light-hued wooden furniture and red carpeting; they

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remain unchanged since 1983, except for the carpeting, which was recently replaced. At the time of our inspection, the subject property's guestrooms appeared to be in good condition, although the French rooms will require soft goods renovation in the near future. Additionally, some of the bathroom wall vinyl still needed to be replaced, which, according to management representatives, will be accomplished in the next few months.

Guestroom Corridors

Guestroom corridors are wide enough to permit the easy passage of housekeeping and room service carts. The corridors are finished with new carpeting and wall vinyl.

Management has created non-smoking levels, which contain approximately 355 smoke-free guestrooms; this type of amenity costs very little and requires no structural changes. We expect that the number of rooms allocated for this purpose will be increased or reduced depending on demand and guest response.

Recreational Amenities

Recreational amenities at the subject property include a full-service health club, which is located on the basement level. This facility is equipped with treadmills, stationary bicycles, stair steppers, weight machines, and free weights, and features two wall-mounted television sets. In addition, the hotel has four lighted roof-top tennis courts, two indoor racquetball courts with viewers gallery, men's and women's saunas, indoor and outdoor and heated swimming pools - each with a whirlpool.

Leased Retail Spaces

The subject property currently leases retail space in eight ground-level outlets, to seven tenants. This space is in excellent condition, and for the most part, enjoys superior visibility. Tenants currently occupying this space are Nova Limo (with one outlet adjacent to the parking garage and another in the lobby), Voyage Travel, Fashion With Pizzazz, Enterprise Rent-a-Car, Menagerie Salon, Mallasadi International, and Studio Kippenbrock. Summaries of these leases are included in the Addenda to this report. According to management representatives, there are reportedly no problems with the current tenants, who are expected to remain in place at the hotel over the foreseeable future. If any tenant were not to renew one of the leases, management estimates that it would take two to three months to find a new tenant.

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Back-of-the-House Space

The majority of the back-of-the-house space is located on the basement and first floors; the banquet kitchen is located on the second floor. The laundry room, housekeeping, uniform issue, engineering, employee locker room an cafeteria, storage rooms, switchboard, and general systems are all situated off a large corridor in the back-of-the-house space of the basement. In addition, some administrative offices are located just behind the health club. The main kitchen, purchasing and receiving, human resources, security, employee entrance, loading deck, storage rooms, and administrative offices are located in the north, northwest, and center portions of the ground level. The layout and design of the back-of-the-house space allows for very efficient operations.

The main kitchen is situated centrally to the two restaurants, the showroom, and the banquet room. The only food and beverage areas that are not directly serviced by the main kitchen are the Garden Court, and Kempi's and the Bristol Lounge; however, the latter two outlets provide only limited food service. The kitchen also features a butcher shop; pastries are baked on the premises, and are also sold in the pastry shop.

Administrative Offices

The executive offices are located on the third floor of the subject property. The front offices, including reservations, are located on the first floor, behind the front desk; and the accounting offices are located in the basement.

Vertical Transportation

Six guest tower elevators, three service tower elevators, two freight elevators, two escalators, and a variety of stairways facilitate vertical transportation throughout the property. The nine tower elevators are electric units that span the basement level through the 15th floor of the hotel. These elevators accommodate both guests and service personnel, and are in good condition, although their finishes are somewhat tired. The two freight elevators are hydraulic units that allow access between the ground level and the second floor; one of these elevators has a cargo car with a capacity of 10,000 pounds that allows for the transportation of cars and boats. Vertical transportation in the tower is also provided by two staircases. A staircase also facilitates access between the lobby and basement level of the hotel, and two escalators provide access between the lobby and the ballroom level.

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Heating, Ventilation, and Air Conditioning (HVAC)

Guestroom heating at the subject property is provided by a central plant with a four-pipe system, and the public areas employ 20 air handling units. Heating is provided by two oil and gas dual-fired boilers. According to property management, all of the HVAC equipment is in working condition.

Fire Protection

The subject property reportedly meets all fire code regulations and safety requirements. It is fully sprinklered, with the appropriate standpipes and hose cabinets, which utilize a separate water supply. Hard-wired smoke detectors and pull stations are located throughout the property, and are connected to the local fire department. Additional fire protection features include the following items.

o     Voice alarm system

o     Smoke and fire dampeners

o     Fire extinguishers throughout the property

Management representatives of the subject property report that there have not been any extraordinary concerns regarding security. The subject property offers an electronic key system for its guestrooms. A video monitoring system has been installed at various points in the building, and the security staff is located at the service entrance, thereby contributing to the security of the building.

Asbestos

According to information provided by management representatives, no asbestos is present in the subject property's improvements; however, we have not been provided with an asbestos report to confirm this assertion. The reader should be advised that any costs associated with asbestos removal or containment may have an unfavorable impact on the hotel's market value, and the estimate set forth in this appraisal reflects our value conclusions prior to the deduction of any such costs. We suggest that interested parties initiate an independent analysis regarding current asbestos levels and the capital expenditures necessary to remove any asbestos that might be present.

ADA Conformance

Following the January 26, 1992 passage of the Americans with Disabilities Act
(ADA), hotels are subject to new physical standards. The appraisers are not experts on ADA compliance, and we render no opinion regarding the subject property's conformance to ADA standards. Capital expenditures that may be necessary to bring the property into accordance with the ADA

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will reduce our estimate of market value. Any ongoing costs related to ADA regulations are expected to be funded by normal replacement reserves.

Improvements Conclusion

Overall, the subject property's improvements appear to be appropriate for hotel use. However, one problem has surfaced within the last six months: the ceiling of the indoor swimming pool is suffering leaks. It is not clear at this time what is causing this problem, but further investigation is planned. It is assumed in this appraisal that the necessary steps to remedy the problem will be taken, once the nature of the problem has been determined.

ZONING

According to the City Council of the City of Addison, Texas, zoning regulations and map (dated July 15, 1980), the subject property is zoned as follows.

                            PD - Planned Development

Hotels (including related restaurants, alcoholic beverage sales, and retail sales facilities) are a permitted use under this designation. Based on this information, the subject property appears to conform to local zoning regulations. We assume that all necessary permits and approvals have been secured (including an appropriate liquor license), and that the subject property was constructed in accordance with local zoning ordinances, building codes, and all other applicable regulations. Our zoning analysis should be verified before any physical changes are made to the hotel.

ASSESSED VALUE AND TAXES

Property - or ad valorem - tax is one of the primary revenue sources of municipalities. Based on the concept that the tax burden should be distributed in proportion to the value of all properties within a taxing jurisdiction, a system of assessments is established. Theoretically, the assessed value placed on each parcel bears a definite relationship to market value, so properties with equal market values will have similar assessments and properties with higher and lower values will have proportionately larger and smaller assessments. Depending on the taxing policy of the municipality, property taxes can be based on the value of the real property or the value of the personal property and the real property.

Because the objective of assessed value is to maintain a specific value relationship among all properties in a taxing jurisdiction, comparable hotel assessments should be evaluated to determine whether the subject property's assessed value is equitable.

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The taxing jurisdiction governing the subject property assesses real and personal property. The assessed value ratio is reported to be 100% of market value. A review of the assessed values of the subject property and three comparable hotels located in the Dallas County taxing jurisdiction reveals the following information.

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Table 3-5  Assessed Value of Comparable Hotels
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                              Total Assessment        Assessment per Room
                           -----------------------   ---------------------
                           No. of
Hotel                      Rooms     Land     Improvements   Land   Improvements
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Grand Kempinski              528   $6,528,940  $35,843,810   $12,365    $67,886
Westin Galleria              431           10   35,999,990         0     83,527
Marriott Quorum              547    3,878,590   26,716,800     7,091     48,842
Doubletree Lincoln Center    502    9,973,600   18,444,260    19,868     36,742

                    Source: Dallas Central Appraisal District

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Based on the information presented in the preceding table, the per-room assessed value of the subject property's land falls within the range indicated by the comparable properties. Although the per-room assessed value of the subject property's improvements is the second highest in the comparable set, it should be noted that the subject property maintains the greatest amount of meeting space, which will increase a property's per-room assessed value of improvements. The 1996 assessment of personal property at the subject property is $5,752,420, including the gift shop's assessed personal property value of $96,350.

The 1996 tax rates applicable to the subject property are presented in the following table.

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Table 3-6  Tax Rates Applicable to the Subject Property
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                                               Tax Rate per $100
                 Jurisdiction                    of Assessment
                 --------------------------------------------------

                 Dallas County                     $0.46255
                 City of Addison                    0.45500
                 Dallas School District             1.46053
                                                   --------
                      Total                        $2.37808

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The subject property's 1996 tax burden is calculated as follows.

                                  Real Property

                   ($42,372,750 / 100) x 2.37808 = $1,007,658

                                Personal Property

                     ($5,752,420 / 100) x 2.37808 = $136,797

                              Total 1996 Tax Burden

                                   $1,144,455

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Table 3-7  Historical Tax Rates Applicable to the Subject Property
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                              Tax Rate per $100       Percent Change from
                  Year          of Assessment           Previous Year
              -------------------------------------------------------------

                  1993             2.41308                   ---  %
                  1994             2.40311                  (0.4)
                  1995             2.40998                   0.3
                  1996             2.37808                  (1.3)


              Average Annual Compounded
                  Percent Change, 1993 - 1996:              (0.5) %

              --------------------------------------------------------------

The above table shows that the tax rate applicable to the subject property has remained fairly stable for the past four years, with an average annual

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compounded change of -0.5% between 1993 and 1996. Based on this trend, we have projected a minimal 1.0% annual increase in tax rates for the period between 1997/98 and 1999/00. Throughout the remainder of the forecast period, we have projected the subject property's tax burden to increase by 3.5% per year, reflecting annual inflationary trends. Applying the projected increases to the 1996 tax burden yields the following forecast of property taxes for the subject property.

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Table 3-8  Forecast of Property Tax Expense  (+000)
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                                         1997/98  1998/99  Stabilized
      -------------------------------------------------------------------

      Projected Property Taxes (+000)     $1,173   $1,185    $1,197

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NEIGHBORHOOD

The neighborhood surrounding a lodging facility often has an impact on a hotel's status, image, class, style of operation, and sometimes its ability to attract and properly serve a particular market segment. This section investigates the subject property's neighborhood and evaluates any pertinent locational factors that could affect its occupancy, average rate, food and beverage revenues, and overall profitability.

The neighborhood of the subject property can be broadly defined by the borders of Keller Springs to the north, Preston Road to the east, Interstate 635 to the south, and Midway Road to the west.

The general neighborhood surrounding the subject site, as defined by the above parameters, is characterized by residential, commercial, retail, and office uses. The Dallas Galleria Mall, located south of the subject property, at the northeast corner of the I-635/Tollway interchange, is one of the pre- eminent malls in the Dallas Metropolitan area, containing over 200 specialty stores, with anchors such as Saks Fifth Avenue, Macy's, Nordstrom, and Marshall Field's. Retail use is also prevalent in the area around the subject property; Prestonwood Town Center, located just across the Dallas North Tollway contains a mall with anchors that include Neiman Marcus, Lord & Taylor, J. C. Penney, Dillard's, and Mervyn's, and retail outlets such as Discovery Zone, Computer City, Starpower, and Larry's Shoes. Additional strip developments in this area contain small retail outlets, as well as larger ones, such as a Bed Bath & Beyond, Office Depot, and Office Max.

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Restaurants, which serve as essential support facilities to both limited- and full-service hotels, are prevalent along Belt Line Road. In addition to various strip malls, office space and other lodging facilities, Belt Line Road is characterized by various food and beverage outlets, such as the Macaroni Grill, Tony Roma's, Hooter's, Grady's Restaurant, Houston's, and Landry's Seafood House.

North of the subject property, between Arapaho Road and Airport Parkway, a special planned neighborhood, the Addison Circle, is in the process of being developed by Columbus Realty Trust with the joint planning efforts of the Town of Addison, and Gaylord Properties, Inc.. According to representatives of the Town of Addison, phase one of the project is well underway, and includes residential housing, parks, retail, restaurants, and some office space and corporate suites. Phase two of the Addison Circle project could eventually include the addition of a hotel, but no definite plans have been made for the present time.

Commercial office space in the subject site's neighborhood is also prevalent, and is characterized by a mixture of both low-rise, single tenant facilities and high-rise, multi-tenant complexes. The Dallas North Tollway has experienced a proliferation of high-rise office development in the last 15 years, and major tenants in the area currently include Pizza Hut International, Verifone, PepsiCo, IBM, EDS, J. C. Penney, American Express, Kodak, CompUSA, Mobil Oil, Mary Kay, and AT&T. In addition, the subject property is situated in an area of increasing development, labeled as "the Platinum Corridor" by a real estate firm in Dallas. We will discuss this region in the next section of the report.

The immediate neighborhood surrounding the subject property is principally commercial in nature. Directly across Dallas North Tollway from the subject property is a Bank of America, at the northwest corner of Dallas Parkway and Belt Line Road; further to the north, a series of retail outlets are situated in front of the Prestonwood Town Center mall (both the mall and the outlets were discussed previously). A Mobil gas station is at the southeast corner of Arapaho Road and Dallas Parkway, and directly across Arapaho Road are an Office Max and Oshman's. The Colonnade office complex is situated at the southwest corner of Arapaho Road and Dallas Parkway, followed to the west on Arapaho Road by an antique store, a parking garage, a Nation's Bank, and the Digital Matrix Systems building. West of the subject property a vacant +/-3.76-acre site, which is currently used for parking, is open for development, and behind it are an Office

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Depot and a restaurant. South of the subject property, at the northwest corner of Dallas Parkway and Belt Line Road, the Spectrum Center is an office complex housing Frito Lay and Novell, among others, and directly to the west of it is a Hooter's restaurant. A Mobil Mart is situated at the southwest corner of the intersection of Belt Line Road and Dallas Parkway, and directly to the west is a strip shopping center - the Plaza at Quorum - containing outlets such as Starbuck's and Federal Express, restaurants, and a Bally Total Fitness Club. To the south of the Mobil Mart is the CompUSA building, followed by the Marriott Quorum, and the Pizza Hut Corporation building. Further south along the Dallas Parkway are additional office buildings, +/-13.55 acres of land for sale, and a +/-325,000-square-foot office building which is scheduled for completion in December of 1998.

Neighborhood Conclusion

The neighborhood surrounding the Grand Kempinski Dallas appears to be well suited for the operation of a four-star luxury convention hotel. The diversified mix of residential, office, restaurant and retail uses in the area are necessary for the success of the hotel. A significant amount of retail and restaurant services are available in the neighborhood, identified primarily as the Galleria Mall, the Prestonwood Town Center Mall, and the facilities along Belt Line Road. The extensive commercial office space existing along the Dallas North Tollway provides a strong corporate base of demand, and major tenants in the area, such as Pizza Hut, allow for strong commercial demand growth. Overall, the subject property's immediate neighborhood appears to be continuing on a strong growth path. Such growth should allow the subject property to continue to strengthen its position, as well as help to cushion the impact of any new hotel supply into the area.

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4. Market Area Analysis

The economic vitality of the market surrounding the subject property is an important consideration in forecasting lodging demand and income potential. Economic and demographic trends that reflect the amount of visitation provide a basis from which to project hostelry demand. The purpose of the area analysis is to review available economic and demographic data to determine whether the local market will undergo economic growth, stability, or decline. In addition to predicting the direction of the economy, the rate of change must be quantified. These trends are then correlated based on their propensity to reflect variations in lodging demand with the objective of forecasting the growth or decline in visitation by individual market segment.

Market Area Definition

The Grand Kempinski Dallas is situated in the City of Addison, Dallas County, and the State of Texas. Economic trends in this area are influenced by events occurring in the Dallas Metropolitan Statistical Area (MSA). This MSA consists of Collin, Dallas, Denton, Ellis, Henderson, Hunt, Kaufman, and Rockwall Counties.

Addison is adjacent to the Cities of Carrollton and Farmers Branch. These Cities are situated immediately north and west of the City of Dallas, and are generally included in the area known as North Dallas. This area has become a center for business, retail, and fine restaurants. Addison lies almost entirely to the west of North Dallas Tollway and to the north of Spring Valley Road. The economic success of this city is linked to more than 2,000 businesses, 100 restaurants, nine hotels, and the Addison Airport, a general aviation facility.

Economic and Demographic Data

Based on fieldwork conducted in the area and our in-house sources, we have evaluated various economic and demographic statistics to determine trends in lodging demand. A primary source of economic and demographic statistics used in this analysis is the Complete Economic and Demographic Data Source, published by Woods & Poole Economics, Inc. - a well-regarded forecasting service based in Washington, DC. Using a data

                                [GRAPHIC OMITTED]

                                    AREA MAP

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base containing more than 300 variables for each county in the nation, Woods & Poole employs a sophisticated regional model to forecast economic and demographic trends. Historical statistics are based on census data and information published by the Bureau of Economic Analysis. Projections are formulated by Woods & Poole. All dollar amounts have been adjusted for inflation, and thus, growth or decline represents real change in constant dollars.

Population

Between 1980 and 1995, Dallas County and the State of Texas, registered population growths of 1.5% and 1.8%, respectively; these levels were considerably lower than the 2.4% annual gain registered by the Dallas MSA, and higher than the United States annual gain of 1.0% during the same period. The MSA's strong population gains are partially attributable to the lower cost of living and doing business in the Southwestern United States in recent years, which have supported both residential and business relocations.

Forecasts indicate that the population of Dallas County will continue to increase faster than that of the United States, at 0.9%, although the 1.0% average annual compounded growth rate anticipated for the county between 1995 and 2000 remains at a lower level than that projected for the MSA, at 1.6%, and the state, at 1.5%. The slight population gains anticipated for Dallas County suggest that this central county is relatively mature, with future growth anticipated to occur in the outlying counties and neighborhoods, where housing costs are more affordable. We find that the rate of population growth generally establishes a minimum rate of increase for commercial segment hotel demand; this observation also holds true for meeting and group business if a majority of the meetings are business- oriented.

Retail Sales

Retail sales levels reflect both population trends and the propensity to spend money on retail goods. There is no direct correlation between retail sales and hotel demand; however, retail sales trends tend to gauge the economic health and vitality of the market. Retail sales growth should cause local businesses to prosper and make it more likely for new firms to enter the market, thereby causing an increase in the demand for lodging facilities. In areas where tourism is a significant economic factor, retail sales also reflect the amount of visitation.

Between 1980 and 1995, retail sales in Dallas County increased at an average annual compounded rate of 1.8%. The Dallas MSA achieved a higher

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growth rate of 2.5%, while the state registered the lowest level of 1.6%, and the nation experienced a modest annual rate of 1.9%. Projections indicate a recovery in retail sales between 1995 and 2000; Dallas County is expected to achieve an average annual compounded growth rate of 1.0% during this period, which is close to the 0.9% level anticipated for the nation. The MSA and the state are both projected to achieve annual growth rates of 1.5% between 1995 and 2000. These trends are consistent with the population trends discussed previously. Based on these trends, it is reasonable to conclude that economic growth in the proposed subject property's market area will remain somewhat moderate during the next few years.

Personal Income

According to the procedures outlined in the National Income and Product Accounts, personal income is calculated by totaling earned income (wages, salaries, other labor income, and proprietor's income), non-earned income, and residence adjustments and subtracting personal contributions to social insurance. Trends in personal income reflect the spending ability of local residents. Like population trends, personal income has no direct correlation with hotel room night demand, but rather, tends to gauge the economic health and vitality of a market area.

Between 1990 and 1995, Dallas County's per-capita personal income level was higher than the state and national average. This relationship suggests that Dallas County residents were more affluent than typical Americans and able to spend more money on retail goods, travel, dining, and services. Projections indicate a 1.0% average annual compounded increase in Dallas County per-capita personal income from 1995 to 2000; this rate is slightly lower than the 1.4% annual gain anticipated for the United States.

Between 1980 and 1995, the total personal income in Dallas County increased at an average annual compounded rate of 2.7%, after adjustment for inflation, which compares favorably to the annual increase of 3.5% for the Dallas MSA, the 2.5% increase for the State of Texas and the 2.3% increase for the United States. Although projections are for slower growth in total personal income, Dallas County is anticipated to achieve real gains of 2.0% annually between 1995 and 2000. During the same period, personal income in the Dallas MSA, the State of Texas and the United States is projected to increase at rates of 2.7%, 2.8% and 2.3%, respectively. Overall, the projected growth in total personal income is a favorable economic indicator for businesses in Dallas County.

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Trends showing the number, type, economic strength, and growth potential of local businesses are key indicators of commercial lodging demand. Moreover, the characteristics of the work force provide an indication of the type and amount of hotel demand that is likely to be accommodated by area hotels. Sectors such as finance, insurance, and real estate (FIRE); wholesale trade; and services produce a considerable number of visitors who are not particularly rate sensitive. The government sector often generates room nights, but per-diem reimbursement allowances often limit the accommodations selection to budget and mid-priced lodging facilities. Manufacturing, construction, and the transportation, communications, and public utilities (TCPU) sector are least likely to generate a significant number of hotel guests.

The major growth in employment between 1980 and 1995 occurred in the agriculture, and services sectors (at 7.4% and 5.3% respectively), followed by more moderate growths in the FIRE, total trade, TCPU, and total federal government sectors. Declines were registered in the farming, manufacturing, and federal military government categories. Total employment in the Dallas MSA increased at an average annual compounded rate of 2.5% between 1980 and 1995. This strong growth reflects the economic expansion which occurred in the Dallas/Fort Worth area in the early to mid-1980s. Data for the more recent period of 1990 to 1995 reflects a moderation of these trends, with total employment increasing 1.7%. The agriculture and services sectors continued to exhibit strong growth, at 5.0% and 3.0%, respectively. Additionally, the construction sector increased by 3.0%, reflecting the return of development activity in recent years. Projections anticipate more moderate growth between 1995 and 2000, with total employment expected to increase by 0.8%. Although total employment growth is anticipated to be sluggish, the services and FIRE sectors are projected to show moderate gains, which is a positive indicator of future transient lodging demand.

The major employers in the North Dallas area represent a cross-section of hotel demand potential. Some are national in scope, while others operate on a more local basis; some are engaged in manufacturing, and others are active in information technology, telecommunications, retail, food production and distribution. The following table outlines some of the major employers in the North Dallas area.

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Table 4-1  Major Employers
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                                                                      Number of
Firm                                Type of Business                  Employees
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Texas Instruments, Inc.             Manufacturing                       19,000
EDS Corporation                     Information Technology              10,000
Tom Thumb Food & Pharmacy, Inc.     Supermarket Chain                    8,400
J.C. Penney Co., Inc.               Retailing                            7,000
MCI Communications                  Telecommunications                   6,000
Northern Telecom (Nortel)           Telecommunications Manufacturer      5,500
Plano ISD                           Public Schools                       4,279
Frito Lay Co.                       Snack Food Production                3,900
Carrolton-Farmers Branch ISD        Public School System                 2,500

              Source: Dallas Business Journal - Book of Lists 1997

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Office Space

Trends in occupied office space are among the most reliable indicators of lodging demand; firms that occupy office space often exhibit a strong propensity to attract commercial visitors. Although it is difficult to quantify hotel demand based on the amount of occupied office space, trends that cause changes in the amount of occupied office space or office space vacancy rates may have a proportional impact on commercial lodging demand, and a less direct effect on meeting demand. The following table summarizes recent office statistics for the Dallas area, by submarket.

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Table 4-2  Dallas Existing Multi-Tenant Office Space
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                                     No. of       Total      Percent
       Dallas Market                Buildings  Square Feet  Occupied
       -------------------------------------------------------------
       Central Business District       60       29,346,738     63 %
       Central Expressway              64       10,736,212     88
       North Dallas/Preston Center     25        2,822,092     94
       Oak Lawn/Turtle Creek           56        7,492,584     87
       Stemmons Freeway                77        9,653,855     76
       South Dallas                    15          829,794     86
       LBJ Freeway                    126       20,392,087     94
       East Dallas                     36        2,261,007     89
       Las Colinas                     73       11,344,220     95
       Quorum/Bent Tree               110       12,853,479     94
       Richardson/Plano                99        7,742,797     94
       LBJ Extension/Freeport          19        2,112,736     89
       -------------------------------------------------------------
           Total                      760      117,587,601     84

                 Source: The 1996 Year-End Annual Market Report
                         Fults Companies/ONCOR International

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Year-end figures estimate the Dallas multi-tenant office market to contain a total of 117.6 million square feet in 760 office buildings with a minimum of 20,000 square feet. FULTSRESEARCH identified a continued demand of over three million square feet of office space per year through the Year 2000. The subject property is proximate to both the LBJ Freeway and Quorum/Bent Tree submarkets. Both of these markets enjoyed a 6% vacancy rate in 1996, compared to a 16% market average. According to a recent profile on Dallas in the October, 1996 issue of National Real Estate Investor, overall commercial construction in the Dallas area was approximately 60% ahead of 1995's building rate through October, with recently relocated companies such as Pizza Hut, Capital One, Quaker State Oil and Transamerica Corp. responsible for much of this growth.

In the subject site's neighborhood, commercial office space expansions and developments are prevalent. According to Mr. Randy Garrett, Vice President of FultsOncor a real estate firm in Dallas, there is a real estate development "frenzy" along a 13.7-mile stretch of the Dallas North Tollway, which he calls "the Platinum Corridor." This designation is a reference to a two-mile stretch of the Tollway, just north of LBJ Freeway, which was known as "the Golden Corridor" in the 1980s. "The Platinum Corridor" is

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approximately bounded by Midway Road to the west, Preston Road to the east, the LBJ Freeway to the south, and State Highway 121 to the north. The subject property is situated in the heart of this corridor. It currently encompasses 122 existing buildings, which have reached an overall occupancy of 94%, and counts 22 office buildings planned or under construction, in addition to numerous planned retail and residential developments on both sides of the Tollway. It is expected that six of these buildings will be completed in 1997, for a total of +/-729,604 square feet; eight are anticipated for completion in 1998, for a total of +/-1,128,617 square feet; and eight more will open in 1999 and beyond, for a grand total of +/-3,440,578 square feet. Examples of projects around the subject property are offered below.

o MEPC American Properties is adding a building containing +/-381,000 square feet to its Colonnade complex, located just north of the subject property, which is due to be completed in September of 1998;

o The Tollway Plaza, located east of the Tollway and south of Keller Springs Road, encompasses +/-180,000 square feet of office space, and is due to be completed in June of 1998;

o The Village Parkway - located south of the shopping center which carries the same name, and west of Bed Bath & Beyond - encompasses +/-320,000 square feet of office space and a potential hotel;

o Galleria IV, located at the northwest corner of Alpha Road and Dallas North Tollway, encompasses roundly 200,000 square feet of office space and a potential hotel;

o In the Preston Center on Dallas North Tollway, Trammell Crow Co. has announced plans to develop a nine-story, +/-181,000-square-foot office building at a reported cost of $30 million.

Another area of interest is Legacy, in the City of Plano, along Legacy Drive - a shoulder road between Interstate 121 and U. S. Highway 75. The western portion of Legacy Drive, between I-121 and Preston Road, houses the Legacy Office Park, and is a fast-growing development area, as well as home to several major national companies, such as J. C. Penney. Examples of company expansions and relocations to the Legacy area are itemized as follows.

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o In 1993, Countrywide Funding Corporation, the nation's largest mortgage lender, purchased a +/-250,000-square-foot building to use as its Central Office. During the subsequent three years, Countrywide continued to grow, and to operate with over 1,000 employees.

o PageNet, Inc., based in Plano, purchased a +/-60.9-acre site in Legacy for a new corporate headquarters.

o In the second quarter of 1996, Frito-Lay, Inc. announced the expansion of its Legacy headquarters, to include their international snack foods division.

o In the fourth quarter of 1996, Dr. Pepper/7-Up, Inc. broke ground on a +/-270,000-square-foot corporate office complex at 5301 Legacy Drive. The firm expects to move to Plano in mid-1998, with 500 to 700 employees.

o Fina Oil and Chemical Corporation is moving its corporate headquarters into a four-story and five-story office building on approximately 25 acres on the southwest corner of the Dallas North Tollway and Legacy Drive.

Airport Traffic

Airport passenger counts are important indicators of lodging demand. Depending on the type of service provided by a particular airfield, a sizable percentage of arriving passengers may require hotel accommodations. Trends showing changes in passenger counts also reflect local business activity and the overall economic health of the area.

The primary airport serving the proposed subject property's market area is the Dallas/Fort Worth International Airport (DFW). With more than 2,500 daily flights, DFW is reportedly the second-busiest airport in the world. The airport, which is served by five international and eighteen domestic carriers, services approximately 29 million passengers a year. The following table details total passenger activity for DFW from 1992 to 1996.

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Table 4-3  Dallas/Fort Worth International Airport Statistics
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                           Passenger   Percent    Percent
                   Year  Enplanements  Change(1)  Change(2)
                  -----------------------------------------
                   1992   25,981,866     --         --
                   1993   25,166,901   (3.1) %    (3.1) %
                   1994   26,222,449    4.2        0.5
                   1995   27,049,215    3.2        1.4
                   1996   29,066,411    2.4        1.9

(1)Annual average compounded percentage change from the previous year
(2)Annual average compounded percentage change from 1992

            Source: Dallas/Fort Worth International Airport Authority

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As the preceding table indicates, total passenger enplanements at Dallas/Fort Worth International Airport increased at healthy average annual compounded rates from 1993 to 1996. This information is a favorable indicator of increased visitation and a healthy environment for local lodging facilities.

Tourist Attractions

Addison offers a number of cultural attractions and events such as the Addison Theatre Center or the historic Cavanaugh Flight Museum, Taste Addison, Kaboom Town, and Oktoberfest. Addison is located in the heart of the southwest's shopping mecca; from the Galleria to Prestonwood Mall, thousands of specialty and department stores are available to shoppers. In addition, outside of Addison's city limits, Dallas offers an array of attractions such as the Dallas Zoo, Six Flags Over Texas, Wet'N Wild, West End Market Place, and Dallas Cowboys' football, as well as numerous museums and theatres.

Conclusion

Our review of various economic and demographic data indicates that the subject property's market area has historically achieved greater than average growth. Continuing office building development, relocating employers, and the lowest office vacancy rates in the submarket proximate to the proposed subject property relative to Dallas overall suggest continuing demand growth in the commercial market segment.

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The following table summarizes the economic and demographic trends discussed throughout this section. All figures that reflect dollar amounts have been adjusted for inflation, and thus, reflect real change. It should be noted that the percent changes indicated in the following tables are based on unrounded figures, and thus, may not calculate exactly.

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Table 4-4  Economic and Demographic Data for the Subject Property's Market Area
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                                                                                     Avg. Annual
Data Type                                        Period     Data Point   Data Point  Comp. Change
-------------------------------------------------------------------------------------------------
Long-Term Historical Population (+,000)
 Dallas County                                  1980-1995      1,565.1      1,962.2      1.5%
 Dallas, TX MSA                                 1980-1995      2,069.8      2,947.6      2.4
 State of Texas                                 1980-1995     14,337.8     18,664.4      1.8
 United States                                  1980-1995    227,225.6    262,791.0      1.0
Short-Term Historical Population (+,000)
 Dallas County                                  1990-1995      1,860.3      1,962.2      1.1
 Dallas, TX MSA                                 1990-1995      2,689.6      2,947.6      1.8
 State of Texas                                 1990-1995     17,045.4     18,664.4      1.8
 United States                                  1990-1995    249,401.4    262,791.0      1.1
Projected Population (+,000)
 Dallas County                                  1995-2000      1,962.2      2,061.0      1.0
 Dallas, TX MSA                                 1995-2000      2,947.6      3,192.0      1.6
 State of Texas                                 1995-2000     18,664.4     20,073.0      1.5
 United States                                  1995-2000    262,791.0    274,758.4      0.9
Long-Term Historical Retail Sales (+,000,000)
 Dallas County                                  1980-1995     13,135.6     17,190.3      1.8
 Dallas, TX MSA                                 1980-1995     15,833.5     22,854.9      2.5
 State of Texas                                 1980-1995     97,713.3    124,784.7      1.6
 United States                                  1980-1995  1,340,768.9  1,765,826.1      1.9
Short-Term Historical Retail Sales (+,000,000)
 Dallas County                                  1990-1995     15,215.3     17,190.3      2.5
 Dallas, TX MSA                                 1990-1995     19,686.2     22,854.9      3.0
 State of Texas                                 1990-1995    103,868.0    124,784.7      3.7
 United States                                  1990-1995  1,557,380.2  1,765,826.1      2.5
Projected Retail Sales (+,000,000)
 Dallas County                                  1995-2000     17,190.3     18,029.6      1.0
 Dallas, TX MSA                                 1995-2000     22,854.9     24,570.2      1.5
 State of Texas                                 1995-2000    124,784.7    134,120.1      1.5
 United States                                  1995-2000  1,765,826.1  1,846,830.4      0.9
Long-Term Historical Retail Sales Per Capita
 Dallas County                                  1980-1995      8,392.8      8,760.5      0.3
 Dallas, TX MSA                                 1980-1995      7,649.9      7,753.7      0.1
 State of Texas                                 1980-1995      6,815.1      6,685.7     (0.1)
 United States                                  1980-1995      5,900.6      6,719.5      0.9
Short-Term Historical Retail Sales Per Capita
 Dallas County                                  1990-1995      8,179.1      8,760.5      1.4
 Dallas, TX MSA                                 1990-1995      7,319.4      7,753.7      1.2
 State of Texas                                 1990-1995      6,093.6      6,685.7      1.9
 United States                                  1990-1995      6,244.5      6,719.5      1.5

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Table 4-4  Economic and Demographic Data for the Subject Property's Market Area
           (continued)
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                                                                                     Avg. Annual
Data Type                                        Period     Data Point   Data Point  Comp. Change
-------------------------------------------------------------------------------------------------
Projected Personal Retail Sales Per Capita
 Dallas County                                  1995-2000      8,760.5      8,748.1      (0.0) %
 Dallas, TX MSA                                 1995-2000      7,753.7      7,697.5      (0.1)
 State of Texas                                 1995-2000      6,685.7      6,681.6      (0.0)
 United States                                  1995-2000      6,719.5      6,721.7       0.0
Long-Term Historical Eating and Drinking
Place Sales (+,000,000)
 Dallas County                                  1980-1995      1,351.7      1,994.2       2.6
 Dallas, TX MSA                                 1980-1995      1,543.6      2,516.8       3.3
 State of Texas                                 1980-1995      8,606.1     13,050.1       2.8
 United States                                  1980-1995    126,131.6    185,035.4       2.6
Short-Term Historical Eating and Drinking
Place Sales (+,000,000)
 Dallas County                                  1990-1995      1,779.1      1,994.2       2.3
 Dallas, TX MSA                                 1990-1995      2,174.7      2,516.8       3.0
 State of Texas                                 1990-1995     10,794.4     13,050.1       3.9
 United States                                  1990-1995    161,197.4    185,035.4       2.8
Projected Eating and Drinking Place Sales
(+,000,000)
 Dallas County                                  1995-2000      1,994.2      2,144.5       1.5
 Dallas, TX MSA                                 1995-2000      2,516.8      2,769.1       1.9
 State of Texas                                 1995-2000     13,050.1     14,471.7       2.1
 United States                                  1995-2000    185,035.4    199,127.3       1.5
Long-Term Historical Eating and Drinking
Place Sales Per Capita
 Dallas County                                  1980-1995        863.6      1,016.3       1.1
 Dallas, TX MSA                                 1980-1995        745.8        853.8       0.9
 State of Texas                                 1980-1995        600.2        699.2       1.0
 United States                                  1980-1995        555.1        704.1       1.6
Short-Term Historical Eating and Drinking
Place Sales Per Capita
 Dallas County                                  1990-1995        956.4      1,016.3       1.2
 Dallas, TX MSA                                 1990-1995        808.6        853.8       1.1
 State of Texas                                 1990-1995        633.3        699.2       2.0
 United States                                  1990-1995        646.3        704.1       1.7
Projected Eating and Drinking Place Sales
Per Capita
 Dallas County                                  1995-2000      1,016.3      1,040.5       0.5
 Dallas, TX MSA                                 1995-2000        853.8        867.5       0.3
 State of Texas                                 1995-2000        699.2        721.0       0.6
 United States                                  1995-2000        704.1        724.7       0.6
Long-Term Historical Personal Income
(+,000,000)
 Dallas County                                  1980-1995     26,466.0     39,298.6       2.7
 Dallas, TX MSA                                 1980-1995     33,594.0     56,083.7       3.5
 State of Texas                                 1980-1995    197,605.0    285,315.1       2.5
 United States                                  1980-1995  3,163,874.0  4,443,243.2       2.3

--------------------------------------------------------------------------------

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Table 4-4  Economic and Demographic Data for the Subject Property's Market Area
           (continued)
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                                                                                     Avg. Annual
Data Type                                        Period     Data Point   Data Point  Comp. Change
-------------------------------------------------------------------------------------------------
Short-Term Historical Personal Income
(+,000,000)
 Dallas County                                  1990-1995     34,282.0     39,298.6       2.8%
 Dallas, TX MSA                                 1990-1995     47,947.2     56,083.7       3.2
 State of Texas                                 1990-1995    248,474.8    285,315.1       2.8
 United States                                  1990-1995  4,051,714.6  4,443,243.2       1.9
Projected Personal Income (+,000,000)
 Dallas County                                  1995-2000     39,298.6     43,476.2       2.0
 Dallas, TX MSA                                 1995-2000     56,083.7     64,010.8       2.7
 State of Texas                                 1995-2000    285,315.1    327,233.2       2.8
 United States                                  1995-2000  4,443,243.2  4,972,219.5       2.3
Long-Term Personal Income per Capita
 Dallas County                                  1980-1995     16,910.0     20,027.0       1.1
 Dallas, TX MSA                                 1980-1995     16,231.0     19,027.0       1.1
 State of Texas                                 1980-1995     13,782.0     15,287.0       0.7
 United States                                  1980-1995     13,924.0     16,908.0       1.3
Short-Term Historical Personal Income per
Capita
 Dallas County                                  1990-1995     18,429.0     20,027.0       1.7
 Dallas, TX MSA                                 1990-1995     17,827.0     19,027.0       1.3
 State of Texas                                 1990-1995     14,577.0     15,287.0       1.0
 United States                                  1990-1995     16,246.0     16,908.0       0.8
Projected Personal Income per Capita
 Dallas County                                  1995-2000     20,027.0     21,095.0       1.0
 Dallas, TX MSA                                 1995-2000     19,027.0     20,054.0       1.1
 State of Texas                                 1995-2000     15,287.0     16,302.0       1.3
 United States                                  1995-2000     16,908.0     18,097.0       1.4
Long-Term Historical Employment - Dallas
County (+,000)
 Farm                                           1980-1995          1.4          1.1      (1.6)
 Agriculture Services, Other                    1980-1995          3.6         10.7       7.4
 Mining                                         1980-1995         28.5         29.8       0.3
 Construction                                   1980-1995         66.2         68.9       0.3
 Manufacturing                                  1980-1995        193.0        190.0      (0.1)
 Trans., Comm. & Public Utils.                  1980-1995         67.5         93.8       2.2
 Total Trade                                    1980-1995        278.6        373.1       2.0
  Wholesale Trade                               1980-1995        103.1        129.0       1.5
  Retail Trade                                  1980-1995        175.5        244.1       2.2
 Finance, Insurance, & Real Estate              1980-1995        123.6        184.2       2.7
 Services                                       1980-1995        233.4        503.0       5.3
 Total Government                               1980-1995        106.5        142.3       1.9
  Federal Civilian Govt.                        1980-1995         22.0         31.1       2.3
  Federal Military Govt.                        1980-1995          6.2          4.6      (2.0)
  State & Local Govt.                           1980-1995         78.3        106.6       2.1
 TOTAL                                          1980-1995      1,102.2      1,597.0       2.5

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Table 4-4  Economic and Demographic Data for the Subject Property's Market Area
           (continued)
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                                                                                     Avg. Annual
Data Type                                        Period    Data Point   Data Point  Comp. Change
-------------------------------------------------------------------------------------------------
Short-Term Historical Employment - Dallas
County (+,000)
 Farm                                           1990-1995      1.1          1.1          0.3 %
 Agriculture Services, Other                    1990-1995      8.3         10.7          5.0
 Mining                                         1990-1995     32.6         29.8         (1.8)
 Construction                                   1990-1995     56.4         68.9          4.1
 Manufacturing                                  1990-1995    191.7        190.0         (0.2)
 Trans., Comm., & Public Utils.                 1990-1995     84.6         93.8          2.1
 Total Trade                                    1990-1995    344.7        373.1          1.6
  Wholesale Trade                               1990-1995    118.5        129.0          1.7
  Retail Trade                                  1990-1995    226.2        244.1          1.5
 Finance, Insurance, & Real Estate              1990-1995    182.1        184.2          0.2
 Services                                       1990-1995    434.6        503.0          3.0
 Total Government                               1990-1995    133.4        142.3          1.3
  Federal Civilian Govt.                        1990-1995     30.7         31.1          0.3
  Federal Military Govt.                        1990-1995      9.0          4.6        (12.5)
  State & Local Govt.                           1990-1995     93.7        106.6          2.6
 TOTAL                                          1990-1995  1,469.4      1,597.0          1.7
Projected Employment - Dallas County (+,000)
 Farm                                           1995-2000      1.1          1.1         (0.8)
 Agriculture Services, Other                    1995-2000     10.7         11.8          2.0
 Mining                                         1995-2000     29.8         33.7          2.5
 Construction                                   1995-2000     68.9         68.5         (0.1)
 Manufacturing                                  1995-2000    190.0        196.0          0.6
 Trans., Comm., & Public Utils.                 1995-2000     93.8         97.7          0.8
 Total Trade                                    1995-2000    373.1        386.2          0.7
  Wholesale Trade                               1995-2000    129.0        133.7          0.7
  Retail Trade                                  1995-2000    244.1        252.5          0.7
 Finance, Insurance, & Real Estate              1995-2000    184.2        197.4          1.4
 Services                                       1995-2000    503.0        531.6          1.1
 Total Government                               1995-2000    142.3        141.1         (0.2)
  Federal Civilian Govt.                        1995-2000     31.1         33.1          1.2
  Federal Military Govt.                        1995-2000      4.6          0.3        (41.6)
  State & Local Govt.                           1995-2000    106.6        107.8          0.2
 TOTAL                                          1995-2000  1,597.0      1,665.1          0.8

                      Source: Woods & Poole Economics, Inc.

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The Lodging Market Supply and Demand Analysis section of this economic study and appraisal will relate these historical and projected growth trends to specific market segments based on their propensity to reflect visitation. This analysis will provide a basis for forecasting changes in room night demand in the subject property's area.

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5. Overview of External Forces Affecting the U. S. Lodging Industry

Introduction

Hotel ownership is ultimately the business of creating and enhancing value. To understand the investment potential of lodging facilities, investors must be thoroughly aware of the many forces that can cause changes in the value of their properties. Although some of these forces are internal (such as the layout and design of the facilities, the quality of management, and the condition of the property), others are external (such as the local economic environment and the competitive nature of the market). The risk associated with hotel investment lies largely with the external forces that are beyond the control of ownership and contribute to the variability of future income flows.

Investors and appraisers can project financial results by evaluating the historical impact of external forces on hotel values. Successful hotel investors seek opportunities where the risk of external forces can be minimized, thus reducing the uncertainty associated with income expectations.

When investors engage in due diligence prior to acquiring a lodging facility, they are primarily interested in trends affecting a limited geographic market area, such as a town, city, or county. A broader overview takes into account national and international travel patterns and trends. An understanding of the general characteristics of the United States hotel market is important because these trends often foreshadow economic and demographic changes in smaller areas.

This section of the appraisal will present an overview of the U. S. lodging industry by tracing many of the forces that influence hotel values. Historical economic and demographic data, and industry statistics will be analyzed to provide a basis for projections. Forecasts will be evaluated to determine their reasonableness. The conclusions represent another set of criteria that hotel investors consider in making their acquisition decisions.

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The Supply and Demand Relationship

Most business ventures are influenced by the relationship between supply and demand. In the hotel industry, supply refers to the number of units. A unit consists of one or more rooms and represents the smallest accommodation that can be rented to a guest. Each unit must have a full bath and its own entrance to a public hallway or the building exterior. Demand refers to a room night, which is one unit that is occupied for one night. The supply and demand relationship has a significant influence on a hotel's occupancy and/or average room rate.

Occupancy is calculated by dividing the number of rooms that are occupied for a specific period by the total number of rooms that are available during the same period. Average room rate is determined by dividing the total rooms revenue achieved during a specific period by the number of rooms occupied during that period; it also represents the weighted average of all the room rates charged during that period. In a market where demand is increasing faster than supply, occupancies rise and average rate growth generally exceeds inflation. When supply is increasing faster than demand, occupancies fall and average rates typically remain level or decline. Hotels generate revenue based on occupancy and average rate, and thus the supply and demand relationship is an important factor in analyzing profits and value.

Hotel occupancy levels have shown definite cycles that reflect the balance between supply and demand. The early 1970s marked the beginning of a hotel building boom reminiscent of the 1920s. Many factors contributed to this expansion, but the two main elements were readily available financing and aggressive chains that were eager to sell franchises. The new construction during the 1970s was made possible by the enormous amount of financing generated by all lenders, particularly real estate investment trusts (REITs). These high-leverage finance companies were created to allow small investors to participate in real estate mortgages and equities. The concept was quickly accepted by Wall Street, and soon billions of dollars were available to finance real estate projects. Many lenders became so overwhelmed with new money that their underwriting procedures broke down and some marginal developments were approved.

During the late 1960s and early 1970s, hotel companies actively expanded their chains through franchising. Franchising was a source of new capital, allowing hotel companies to grow and achieve national recognition using the franchisee's financial investment in individual properties. Some franchisors, eager to demonstrate sustained growth and establish a national

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presence, employed questionable marketing tactics to sell new franchises. Salespeople were often compensated based on the number of franchises sold, so there was little incentive to discourage developers from investing in poor locations and overbuilt markets. Many lenders and hostelry developers were led to believe that a national franchise would guarantee a successful operation.

The combination of readily available financing and aggressive hotel chains eager to sell franchises resulted in overbuilding and development of many poorly located, undercapitalized hostelries managed by inexperienced owners. The bubble burst on the lodging industry when inflation caused construction costs and interest rates to escalate. The 1974 energy crisis drastically reduced travel, and the accompanying recession curtailed business trips, conferences, and conventions.

Operators of marginal properties quickly fell behind in their mortgage payments, and lenders were forced to foreclose. As lenders became hostelry owners, they either organized work-out departments headed by experienced hoteliers or engaged professional hotel management companies to assume operational responsibilities. Sales data indicate that lenders who were looking for quick sales to remove nonperforming hotel assets from their books had to lower their prices substantially to attract all-cash buyers. Lenders who were willing to hold on to foreclosed hotels and employ professional management to reposition and improve the properties' operation were generally able to recoup their original investments in three to five years, once the industry began to recover. However, even lenders who repositioned their hotels had to take back favorable purchase-money financing to sell the properties because money from other sources was not available.

History has shown that during economic downturns, hotel values generally do not fall in proportion to the properties' declining incomes. Sellers, and particularly lenders who take back hotels through foreclosure, are often unwilling to sell at substantially reduced prices. They are more likely to wait out the downward cycle and dispose of their assets when the market begins to rebound. Thus, appraisers can best reflect market behavior by projecting a facility's net income to a point of recovery and applying the proper discounted cash flow procedure over that time period.

The late 1970s was a period of relative calm for the lodging industry. Because most lenders were recovering from the financial wounds inflicted by

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the 1975 recession, they had little interest in making hotel mortgages. New construction was restrained, and primarily consisted of additions to existing properties and the development of some large, downtown hotels oriented toward the commercial and convention markets. The rebirth of center-city hostelries was a direct result of fuel shortages and the availability of government financing for inner-city redevelopment projects. Highway-oriented properties, on the other hand, were adversely affected by escalating gasoline prices and decreased automobile travel, and these lodging facilities lost some of their appeal among investors and hotel companies.

Decreased building activity, the normal retirement of older hostelries from the market, and an improving economy created a favorable supply and demand relationship and record-high occupancy levels from 1979 to 1980. Average room rates increased rapidly as operators took advantage of the excess demand to recoup earlier losses and keep up with inflation.

After the decline in hotel development during the late 1970s, the environment appeared suitable for a period of renewed expansion. However, the Federal Reserve tightened the money supply in the early 1980s, sending the prime interest rate up to double-digit levels. Most of the projects that were in the preliminary planning stages but lacked sensible financing were put on hold.

Fiscal policy and declining energy prices eventually reduced the national inflation rate. This decrease caused a decline in hotel interest rates beginning in 1983, and suddenly massive amounts of capital were available for real estate investments. Hotel developers who had been out of the market since the mid-1970s rushed to initiate new projects. They were aided by several major real estate development incentives: high occupancies and escalating room rates, readily available debt and equity financing, and unique income tax benefits designed to stimulate the national economy out of a recession.

During the early 1980s, trends were generally favorable for new hotel development. Although the recession caused a decline in lodging demand, many markets showed relatively high occupancy levels. Room rates were usually able to keep up with inflation, and the travel industry was expected to boom as a result of a recovering economy. Franchise sellers signed up new prospects aggressively, using product segmentation to justify the saturation of a market with a common brand.

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Financing was readily available from the savings and loan industry. Following deregulation, these banks were permitted to lend on commercial real estate, such as hotels. Although savings and loans had experience in making loans on single-family homes, few had expertise with commercial properties, and fewer still with hotels. The result was almost identical to the real estate investment trust fiasco the decade before: loan underwriting and administration were inept and sometimes nonexistent, the number of loans made seemed more important than the quality of the real estate and the integrity of the borrower, and short-term funds were often used to finance long-term mortgages. In the early 1990s, the industry suffered the consequences of this lending spree: most major hotel markets became severely overbuilt and many savings and loans went out of business.

Another factor contributing to hotel development in the 1980s was the very favorable treatment provided by income tax regulations. By carefully structuring hotel syndications to take advantage of all available tax benefits, investors could virtually recoup their total cash outlay in the first year and reap additional benefits in the future regardless of the economic success of the underlying asset. Because there was little incentive to justify a transaction's economics (i.e., cash flow and reversionary benefits), a number of syndicators overpaid for hotel properties, took out usurious fees, and overloaded their hotels with debt.

A change in the tax law in the mid-1980s eliminated many of the benefits associated with hotels, but the overbuilding in most markets was either in progress or had already taken place. By the end of the 1980s, the abuses of the savings and loans had become apparent, but it was too late to reverse the overbuilding. Between 1985 and 1990, approximately 556,000 rooms were added to the U. S. hotel supply.

The national economy entered another recession in 1990, and this factor (coupled with overbuilding and the Persian Gulf War in 1991) caused the national hotel occupancy rate to bottom out at 60.9%. In some markets, hotel occupancies were as low as 35%. This supply and demand imbalance was almost identical to the situation in the 1970s that led to numerous hotel failures. As in the REIT days, the number of non-performing loans reached record levels, and lenders moved to a work-out mode of operation in order to foreclose and restructure their hotel investments. Many of the savings and loans were taken over by the government and their hotel assets were sold at auction.

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According to the American Council of Life Insurance, which represents major life insurance companies, the number of delinquent hotel loans and the number of hotel loans in foreclosure peaked in 1991. This trend is undergoing a reversal as the U. S. lodging industry begins to recover. Loan restructuring was an attractive alternative to foreclosure during this period, and the number of loans in good standing with restructured terms almost doubled.

By 1993, new hotel construction had declined significantly. Lenders, trying to get out from under problematic hotel portfolios, curtailed all real estate lending and would not even consider hotels. The tax benefits associated with lodging facilities had been reduced significantly, and passive investors left the hospitality market entirely.

The slowdown in the growth of supply had a beneficial impact on occupancy levels, which started to recover in 1992. Improved occupancies are expected to continue through the late 1990s as increases in lodging demand outpace growth in supply.

Beginning in 1991, many lenders and the Resolution Trust Corporation (RTC) sold their oldest and least desirable hotels at liquidation prices. Because virtually no third-party financing was available, most lenders were forced to take back purchase-money mortgages at favorable terms in order to sell these properties without suffering massive write-downs. The newer and more desirable hotels were not put on the market, because their lenders/owners were waiting for values to recover. This course of action significantly reduced the number of transactions involving good-quality lodging facilities. The following table shows the volume of hotel transactions exceeding $10,000,000 between 1990 and 1995.

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Table 5-1  Summary of Major Hotel Transactions
--------------------------------------------------------------------------------

Year                       1990     1991     1992     1993     1994     1995
------------------------------------------------------------------------------

Number of Transactions       130       54       67       52       92      104
Number of Rooms           40,543   16,427   25,187   19,935   33,503   36,951
Average Price Per Room  $136,000  $91,000  $85,000  $79,000  $80,000  $83,000

                            Source: HVS International

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In 1991, there were only 54 major hotel sales recorded. This number increased to 67 in 1992 and declined to 52 in 1993, then rose dramatically in 1994 and 1995. During the low-volume years, many sellers remained on the sidelines waiting for values to increase before placing their properties on the market. The jump in 1994 is attributable to a number of factors, including the greater availability of mortgage funds, a return of institutional investors to the market, and a resurgence of investor interest in lodging facilities.

The profile of typical hotel buyers has changed somewhat. During the mid-1980s, when tax-driven syndication's were popular, many hotels were purchased by passive investors who hired management companies to operate their properties. These owners had little involvement in day-to-day management decisions, which occasionally led to poor management and financial losses. Today, most buyers of major hotels are owner-operators who bring with them both the acquisition funds (usually from a joint venture partner) and management expertise. We also note that real estate investment trusts (REITs) and public hotel companies (C-Corps) are actively acquiring hotels using funds from public equity stock offerings.

The supply of new hotel rooms is expected to increase slowly during the next several years. Lenders are beginning to return to the market, and are making some hotel loans based on conservative criteria. Initially, mortgage funds were available mainly to the budget and economy lodging sectors, for the purpose of refinancing existing properties or assisting buyers in acquisitions. Now, a number of lenders are willing to finance new construction for these small, low-end properties. Although financing is also becoming available for the acquisition of large, full-service hotels, very little has been allocated for new construction. At present, active hotel lenders are not necessarily traditional banks and insurance companies, but may include credit companies and Wall Street securities firms.

A number of hotel owners and developers are now constructing budget and economy hotels; a few are planning more upscale, full-service properties. Most lenders are taking a conservative approach to new hotel loans, which should limit new development to those projects that demonstrate true economic feasibility. As a result, severe short-term overbuilding is unlikely.

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Room Rates

The supply and demand relationship has a direct impact on hotel occupancies and an indirect influence on room rate growth. Between 1978 and 1995, hotel room rates increased at an average annual compounded rate of almost 6%. Significant rate growth was recorded during the late 1970s and early 1980s as a result of strong occupancies (70%'s) coupled with a high monetary inflation rate (14%). In recent years, room rate growth slowed as a result of low occupancies and a drop in inflation.

Hotel room rates generally increase faster than the Consumer Price Index (CPI) when occupancies are strong or moving upward. When occupancies are low or declining, room rate growth tends to lag behind the CPI; in some cases, rates may remain flat or actually drop. The following table compares the historical and projected annual increase in hotel room rates in the United States to the change in the national CPI.

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Table 5-2  Percent Change in Average Room Rates Versus CPI - U.S. Hotels
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                                         Consumer Price
                    Hotel Room Rate          Index            Hotel
        Year        Percent Change       Percent Change     Occupancy
       ---------------------------------------------------------------

        1973            4.2%                   6.2%           70.2%
        1974            7.6                   11.0            64.0
        1975            7.3                    9.1            63.7
        1976            8.2                    5.7            65.8
        1977            8.1                    6.5            67.3
        1978           14.0                    7.7            69.2
        1979           17.0                   11.3            71.9
        1980           15.2                   13.5            70.6
        1981           10.0                   10.3            67.9
        1982            6.5                    6.2            66.7
        1983            5.1                    3.2            64.4
        1984            6.9                    4.3            64.0
        1985            4.6                    3.6            63.1
        1986            3.2                    1.9            62.5
        1987            3.6                    3.6            61.9
        1988            3.6                    4.1            62.3
        1989            3.5                    4.8            63.2
        1990            3.0                    5.4            62.4
        1991            0.6                    4.2            60.9
        1992            1.4                    3.0            62.1
        1993            2.8                    3.0            63.1
        1994            5.2                    2.6            64.7
        1995            4.8                    2.8            65.5
        1996*           5.0                    3.0            66.0
        1997*           5.5                    3.5            67.0
        1998*           6.0                    4.0            68.0
        1999*           5.5                    4.0            68.0

               Sources: Smith Travel Research & HVS International
                                   * Projected

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This table shows two periods when hotel room rate growth failed to keep pace with the CPI. From 1973 to 1975, the hotel industry was suffering from overbuilding related to real estate investment trusts, a recession, and a downturn in travel caused by the oil embargo. The second period of slow room rate growth occurred between 1988 and 1993, when the industry was again affected by overbuilding and a weak economy. The table illustrates that during periods of prosperity, room rates are a good hedge against

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inflation, which was true even when the CPI increased at double-digit levels.

The projections indicate a strong recovery of room rates as the relationship between supply and demand becomes more favorable. Growth is expected to peak in 1998 at 6%, which is significantly higher than the projected gain in the CPI. This percentage may appear to be high, but a similar trend occurred in 1978, when room rates rose 14.0% and the CPI increased by only 7.7%.

Hotels are unique because their room rates can be adjusted at any time. Unlike office space, where rents are typically negotiated for a five-year period, hotel operators are free to base rates on occupancy trends. Using sophisticated yield management programs, modern lodging facilities can ride the demand curve and maximize room rates whenever the market permits. As a result, hotels generally offer significant upside potential during periods of economic prosperity.

If lodging facilities can increase room rates faster than the CPI and still maintain occupancies, bottom-line profits usually escalate. If they can raise room rates and occupancy at the same time, profits will grow significantly. The opposite occurs when room rates fail to keep pace with inflation. Because market value is basically a multiple of bottom-line profits, changes caused by fluctuations in occupancy and average rate have a direct impact on value.

Rooms Revenue per Available Room (RevPAR)

The ability of a hotel to maximize its occupancy and room rate is measured in terms of rooms revenue per available room (RevPAR), which is the product of occupancy and average rate. Between 1978 and 1995, RevPAR in the U. S. lodging industry increased at an average annual compounded rate of approximately 5%. As in the case of average rate, most of the increase occurred during the late 1970s, when occupancies escalated rapidly. The only decline in RevPAR occurred in 1991.

Trends in Hotel Sales

HVS International constantly monitors hotel markets in order to collect information on sales of lodging facilities. This comprehensive database is known as the Hospitality Market Data Exchange (HMDE). The HMDE includes more than 90% of all hotel sales that took place during this period.

The HMDE data shows that the number of transactions peaked at 726 in 1986. This strong activity is largely attributable to pending changes in the tax laws, which made it less favorable to own hotels. It is also possible that

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forward-thinking investors noted the substantial overbuilding and declining economy and decided to bail out at that time. In 1987 and 1990, the average sales price per room peaked at $75,000, which was more than twice the 1981 average of $36,000.

Following the 1990 peak, hotel prices fell rapidly as occupancies and profits were eroded by the massive number of hotel rooms entering the market. By 1991, the year of the Persian Gulf War, sales prices had fallen to $38,000 per room. Even the highest price per room declined from the record $1,195,652 (for the sale of the Bel Air Hotel) to $251,816 in 1992. The market hit bottom in 1993, when the average sales price dropped to $36,000 per room. Prices recovered rapidly in 1994 and 1995 as investors became interested in hotels again and more full-service properties were put on the market. In 1995, the average sales price was $61,000 per room.

The figures presented in the HMDE represent actual sales prices; no attempt was made to adjust for factors such as favorable or unfavorable financing, forced or liquidation sales, bankruptcy sales, foreclosures, and so forth. As a result, the average price per room does not necessarily reflect market value, which assumes a willing buyer and a willing seller. Many of the transactions that took place during the early 1990s involved unwilling sellers - usually lenders who were forced to liquidate hotel portfolios quickly at prices that were below market levels. Most hotel experts agree that a recovery is underway, and they recommend that owners hold their properties until more favorable conditions prevail.

Trends in Hotel Values

A more meaningful indicator of trends in hotel value is the Hotel Valuation Index (HVI), developed by HVS International. This index tracks changes in hotel values in 23 major markets and the nation as a whole. It is developed through an income approach, using market area data provided by Smith Travel Research and operational and capitalization rate information from HVS International, and is indexed to the 1986 U.S.A. value (1.0000). The following table sets forth the HVI from 1986 to 1995.

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Table 5-3 Hotel Valuation Index per Room
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                            Valuation Index Per Room
                            ------------------------

                    1986       1987        1988        1989     1990      1991      1992      1993       1994      1995
                 -------------------------------------------------------------------------------------------------------
Honolulu           3.3571     4.0357      4.6964     5.2857    5.3214    4.7857    4.9286    4.2857     4.3929    5.6071
New Orleans        1.5357     1.7500      2.2857     2.3929    2.5000    2.6071    3.2857    3.2500     3.8929    4.4286
New York           3.5714     4.1071      4.6429     4.5357    3.9286    3.0357    2.5714    2.5714     3.1429    4.1071
San Francisco      2.5000     3.0893      3.2500     3.0714    2.9286    2.5714    2.5714    2.9643     3.2143    4.0000
Phoenix            1.2143     1.0714      1.1786     1.5357    1.4286    1.2500    1.5000    1.9643     2.3571    3.2143
San Diego          2.8571     2.3571      2.5714     2.6786    2.3929    2.5357    2.5357    2.2143     2.3571    3.0357
Miami              1.4286     1.6071      1.7321     2.1429    2.1786    2.2500    2.5714    2.7857     2.3214    2.9286
Washington, DC     2.1786     2.1786      2.4464     2.6071    2.2500    1.8571    2.0357    2.5000     2.3929    2.8929
Atlanta            1.0714     1.0179      1.0536     1.0357    1.1429    1.1250    1.2857    1.7857     2.1429    2.6786
Minneapolis        0.7321     0.6964      0.7143     0.7143    0.7857    1.0000    1.2857    1.5714     1.8214    2.1786
Chicago            1.4643     1.5000      1.5714     1.5000    1.4286    1.2143    1.2500    1.5000     1.8571    2.1786
Boston             2.3571     2.7143      2.6071     2.1429    1.8214    1.2500    1.3036    1.3214     1.6071    2.1071
Fort Lauderdale    1.4643     1.2679      1.3214     1.4286    1.4821    1.3571    1.7143    1.8929     1.6071    1.9286
Orlando            1.5000     1.6429      1.9286     2.5000    2.5357    1.8929    2.0714    1.7857     1.6071    1.8929
Denver             0.5357     0.4464      0.4643     0.4821    0.7857    0.9268    1.0357    1.3214     1.5000    1.8571
Dallas             0.5536     0.6250      0.6607     0.7321    0.7857    0.7143    0.9643    1.0357     1.3214    1.7143
USA                1.0000     0.9464      1.0536     1.1250    1.0714    0.9214    0.9929    1.1429     1.3214    1.6071
Los Angeles        2.1071     2.2857      2.3929     2.4643    2.1786    1.5714    1.0714    0.9643     1.1964    1.5000
Tampa              0.8393     0.7679      0.8571     1.1429    1.2857    1.0357    1.0714    1.0357     1.1071    1.3214
Anaheim            1.7679     1.7321      1.7500     1.8571    1.6071    1.2857    0.9642    0.9464     0.8393    1.2500
Houston            0.3571     0.4286      0.6964     0.7857    1.1071    1.1607    1.1429    1.0357     1.0000    1.1786
Philadelphia       1.4643     1.5357      1.4286     1.3214    1.0714    0.6786    0.5714    0.6071     0.7500    1.0714
Norfolk            1.1786     1.0536      0.9286     0.7857    0.6429    0.5357    0.6071    0.6429     0.7500    0.9643
Riverside          0.9643     1.2143      1.5714     1.7143    1.4643    1.2500    0.7857    0.5357     0.4286    0.5357

                           Source: HVS International

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The HVI can be used to show the value change in a particular market over time or to show the relative difference in hotel values in various cities. The following table shows the annual change in hotel values in 23 major markets and the United States as a whole.

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Table 5-4  Percent Change in the Hotel Valuation Index
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                              Annual Percent Change
                              ---------------------

                   '86-87   '87-88  '88-'89   '89-'90  '90-'91  '91-'92  '92-'93   93-'94  '94-'95  '86-'95
-----------------------------------------------------------------------------------------------------------
Honolulu             20 %     16 %     13 %       1 %    -10 %      3 %    -13 %       3 %     28 %     67 %
New Orleans          14       31        5         4        4       26       -1        20       14      188
New York             15       13       -2       -13      -23      -15        0        22       31       15
San Francisco        24        5       -5        -5      -12        0       15         8       24       60
Phoenix             -12       10       30        -7      -13       20       31        20       36      165
San Diego           -18        9        4       -11        6        0      -13         6       29        6
Miami                12        8       24         2        3       14        8       -17       26      105
Washington, DC        0       12        7       -14      -17       10       23        -4       21       33
Atlanta              -5        4       -2        10       -2       14       39        20       25      150
Minneapolis          -5        3        0        10       27       29       22        16       20      198
Chicago               2        5       -5        -5      -15        3       20        24       17       49
Boston               15       -4      -18       -15      -31        4        1        22       31      -11
Fort Lauderdale     -13        4        8         4       -8       26       10       -15       20       32
Orlando              10       17       30         1      -25        9      -14       -10       18       26
Denver              -17        4        4        63       18       12       28        14       24      247
Dallas               13        6       11         7       -9       35        7        28       30      210
USA                  -5       11        7        -5      -14        8       15        16       22       61
Los Angeles           8        5        3       -12      -28      -32      -10        24       25      -29
Tampa                -9       12       33        12      -19        3       -3         7       19       57
Anaheim              -2        1        6       -13      -20      -25       -2       -11       49      -29
Houston              20       62       13        41        5       -2       -9        -3       18      230
Philadelphia          5       -7       -8       -19      -37      -16        6        24       43      -27
Norfolk             -11      -12      -15       -18      -17       13        6        17       29      -18
Riverside            26       29        9       -15      -15      -37      -32       -20       25      -44

                           Source: HVS International

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On a national basis, hotel values rose in 1988 and 1989, then declined in 1990 and dropped by 14% in 1991. A turnaround commenced in 1992, when values increased by 8%; still greater increases of 15% in 1993, 16% in 1994, and 22% in 1995 signaled that a recovery was well underway. In the case of the individual cities, it is obvious that the movement in national hotel values has been offset somewhat by trends in local markets. Between 1986 and 1995, Riverside hotels lost more than 40% of their value, while San Francisco showed a 60% increase. Anaheim, Los Angeles, and Philadelphia also suffered significant drops.

Future Trends

Most hotel owners, operators and lenders agree that the U. S. lodging industry has emerged from one of the worst periods since the Depression of 1929. Today, there are many indications that signal a strong recovery is underway, and most hotels have experienced a dramatic rise in profitability. Conversely, the hotel industry remains cyclical, and there are long-term trends and risk factors that could have an unfavorable impact on the operating results and investment potential of lodging facilities. The following

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list summarizes the positive and negative factors that are likely to influence the U. S. lodging industry in coming years.

o No significant amount of new hotel development is likely to occur during the next three to five years. Lenders stopped financing new hotels in the early 1990s because of the high rate of loan defaults, and they are only now starting to make construction loans. Although mortgage funds are available to refinance existing properties and construction loans are being made for economy hotels, mortgages for new hotels in the mid-rate, first-class, and luxury categories are still difficult to secure. This lack of financing is major barrier to entry, and will prevent a number of proposed projects from moving forward. With only a slow increase in supply, hotel occupancies should rebound as fast as the growth in demand permits.

o An additional barrier to entry is the current discrepancy between market values and replacement costs for first-class and luxury hotels. In today's market, many upscale hotels are still selling for prices that are below what it would cost to develop a comparable hotel. As a result, there is little justification for building a new hotel when a similar, existing facility is available for sale at some fraction of the cost. Until the gap between market value and replacement cost narrows, there will be minimal new hotel construction in the upper-tier segments. The market values and replacement costs of budget and economy hotels have been in equilibrium for several years which is another reason why new development is proceeding in these segments.

o The U. S. economy continues to improve, which suggests that more people are traveling. Many people curtailed their travel plans during the recent recession, and there is likely to be pent-up demand that will be released as consumer confidence escalates.

o Minimal additions to the hotel supply coupled with growth in demand should result in further improvement in occupancies during the next several years.

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o As shown by the historical data, hotel room rates rise rapidly as occupancies escalate. The most frequent complaint that owners and operators had during the recent recession was their inability to achieve average rate gains. Starting in 1994, gains in hotel room rates returned to levels in excess of inflation, foreshadowing enhanced profitability. In real dollars, hotel room rates are expected to return to 1988 levels by 1998, which is a good indication that hotel values will return to record levels in the next two to four years.

o The low cost of capital is another factor that tends to enhance value. Because capitalization rates are tied directly to the price of capital, the lower the cost, the lower the cap rate and the higher the value. The cost of hotel debt capital averaged 10.5% in 1990. Today, similar financing is available at 8.5% to 9.5%. Recent hotel sales support the downward trend in capitalization rates.

o Government regulations are becoming increasingly expensive for the U. S. hotel industry. A national health care policy could force small operators to provide better benefits for many more employees, particularly the part-time workers who are used extensively by hotels and restaurants. Environmental laws are becoming stricter and will require hotels to implement recycling, reuse, and conservation procedures. Congress has limited deductions for meals and entertainment expenses, which increases the cost of doing business in hotels and restaurants. Local municipalities use hotel rooms taxes as a source of revenue for general use, and the hotel rooms tax is so high in some areas that it has driven away demand. This case is particularly true with respect to meetings and conventions, which can be held in cities that tax accommodations at a lower rate.

o Improved technology is rapidly changing the way business is conducted. During the next decade, advances such as video communication, enhanced data transfer, and faster transportation are expected to limit the need for face-to-face meetings and shorten the time that executives are away from their offices. Commercial hotels are bound to be influenced by this trend.

Conclusion

Interest in hotel acquisition has increased significantly during the past several years. Buyers have concluded that future earnings trends are likely to be favorable, and the risks posed by overbuilding or an economic downturn are small. Some sellers are holding their properties until prices reach a

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higher level. Consequently, we believe that there is pent-up desire to sell, once prices begin to approach levels that allow the existing (or restructured) debt to be paid off.

The fact that numerous buyers are chasing very few acquisition opportunities has had a favorable impact on recent sales prices. For buyers to be successful in this highly competitive market, their projected operating results must take into account at least a portion of any upside created from improved performance, particularly if the improvement can be readily achieved through management efficiencies. Capitalization rates based on historical operating income have fallen during the past several years. Hotel buyers in today's market must be aggressive in all of their acquisition assumptions. As a result, hotel values in some parts of the country are approaching the levels registered during the mid-1980s, and a full recovery is expected to occur in the next two to four years.

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6.       Lodging Market Supply and Demand Analysis

MARKET FOR TRANSIENT ACCOMMODATIONS

The market for transient accommodations is an all-encompassing term referring to the many types of travelers who use lodging facilities in a given area. These travelers represent the market's accommodated room night demand. This section will begin with an analysis of historical demand trends to determine what changes have occurred; the historical number of competitive hotel rooms will then be estimated to evaluate local supply trends. Areawide occupancy levels can be calculated based on the number of hotel rooms available in the market and the demand for lodging accommodations. The total hotel room night demand will be divided into individual market segments to allow us to forecast growth rates based on the economic and demographic data set forth earlier in this report.

Historical Supply and Demand Data

Smith Travel Research (STR) has compiled historical supply and demand data for the subject property's competitors. Included in the STR report are the Marriott Quorum, the Westin Galleria, the Doubletree Lincoln Center, and the Sheraton Park Central. The former three hotels are the properties which compete on a primary basis with the Grand Kempinski. The Sheraton Park Central is not a direct competitor, primarily due to its somewhat remote location. However, we have included it in this survey in order to comply with STR's reporting requirements, which mandate a sample of a minimum of four hotels. The subject property only began reporting to STR in 1994; thus, the inclusion of the Sheraton in place of the Grand Kempinski enables us to study area trends since 1991.

The STR data is presented in the following table, and includes the marketwide occupancy, average rate, and rooms revenue per available room (RevPAR). RevPAR is calculated by multiplying occupancy by average rate, and provides an indication of how well rooms revenue is being maximized.

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Table 6-1  Historical Room Supply and Demand Trends  (STR)
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                                                                                       Year-to-Date Through     Average Annual
                                                                                       --------------------
                                                                                            February           Compounded Growth
                                                                                            --------
                     1991       1992       1993       1994       1995       1996       1996       1997             1991-1996
                   -------------------------------------------------------------------------------------------------------------
Number of Rooms      2,024      2,024      2,024      2,024      2,024      2,024      1,990      2,024
Room Supply        738,760    738,760    738,760    738,760    738,760    738,760    119,416    119,416
   Percent Change    ---          0.0 %      0.0 %      0.0 %      0.0 %      0.0 %    ---          0.0 %            0.0 %

Room Demand        472,482    502,194    529,070    574,672    568,372    578,907     96,853     91,112
   Percent Change    ---          6.3 %      5.4 %      8.6 %     -1.1 %      1.9 %    ---         -5.9 %            4.1 %

Occupancy             64.0 %     68.0 %     71.6 %     77.8 %     76.9 %     78.4 %     81.1 %     76.3 %
   Percent Change    ---          6.3 %      5.4 %      8.6 %     -1.1 %      1.9 %    ---         -5.9 %            4.1 %

Average Rate        $82.95     $85.21     $84.14     $90.94    $101.48    $111.07    $110.75    $121.18
   Percent Change    ---          2.7 %     -1.3 %      8.1 %     11.6 %      9.4 %    ---          9.4 %            6.0 %

RevPAR              $53.05     $57.93     $60.26     $70.74     $78.08     $87.04     $89.83     $92.45
   Percent Change    ---          9.2 %      4.0 %     17.4 %     10.4 %     11.5 %    ---          2.9 %           10.4 %

Please note that we did not include the subject property in this competitive set, but rather, the Sheraton Park Central, for the subject property failed to report to STR prior to 1994.

                       Source: Smith Travel Research, Inc.

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It is important to note some limitations of the STR data. Hotels are occasionally added to or removed from the sample, and not every property reports data in a consistent and timely manner; these factors can influence the overall quality of the information by skewing the results. These inconsistencies may also cause the STR data to differ from the results of our competitive survey. Nonetheless, we find that hotel buyers often rely on STR statistics, and thus, they are considered relevant to this study. Moreover, as previously noted, the present sample includes four hotels which have reportedly been contributing data consistently since 1991. This information is therefore believed to be a reasonable gauge of market trends.

As illustrated by the preceding table, supply has remained constant among this competitive set since 1991. Our research indicates that, during this five-year period, some limited-service hotels (consisting primarily of economy and extended stay properties) opened in the north Dallas area. None of these is considered to be primarily competitive with the subject property. As a result of the constancy of the room supply, the reported changes in occupancy mirror the movements in room night demand shown in the table.

Marketwide demand increased at an average annual compounded rate of 4.1% between 1991 and 1996, with a high of 8.6% in 1994, followed by a decline of 1.1% in 1995. The dramatic growth evident since 1991 is somewhat misleading, as 1991 was a uniformly poor year for the hotel industry throughout the U. S., due to the effects of the Gulf War and the deepening of the national recession. The strong recovery achieved since 1991 indicates that the market achieved an early recovery from the recession; this interpretation is consistent with the economic trends discussed previously in this report. Marketwide occupancy levels have reached the high 70% range in each of the last three years. Year-to-date through February data indicates a significant downturn, which is almost wholly attributable to soft performance in the month of January. Although market sources were unable to provide a specific reason for this poor performance, all of the managers with whom we spoke indicated that they expect to achieve occupancy levels on par with 1996 results this year. As a large share of the market demand is derived from the meeting and group segment, such a recovery is considered to be achievable. Moreover, it is difficult to base the market's future demand trends on these first two months alone.

Growth in average rate was minimal during the period 1991 through 1993, with a 2.7% increase followed by a 1.3% decline. This pattern of rate growth is consistent with the concurrent increases in occupancy; area hotels

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offered a wider array of discounts, while deferring rate increases, in an effort to regain profitable occupancy levels. In the past three years, as occupancy levels have reached the high 70% range, the market strategy has been to pursue average rate increase. While this strategy led to a minor 1.1% decrease in occupancy in 1995, the overall success is evident in the double-digit increases in RevPAR which have been achieved in the past three years.

Also sustaining the strong rate increase is the fact that the market has effectively reached maximum occupancy levels, given the prevailing pattern of demand. Since 1994, areawide occupancy levels have exceeded 75.0%. The strong commercial orientation of the market results in peak occupancies on Monday through Thursday nights, while the softer weekend demand curtails the occupancy levels attainable during this period. As a result, the current occupancy levels are close to the maximum attainable. The concentration of demand on these peak nights has enabled area operators to achieve strong rate increases in the commercial segment, which has been a significant factor in the overall rate increases achieved.

Data for the year-to-date through February suggests that the upward trend in average rate can be expected to continue over the near future. Despite a soft January, occupancy levels are expected to remain in the mid- to high- 70% range. With limited supply growth anticipated for the high end, full-service segment of the market, these market dynamics should prevail over the next several years. Overall, the market sustained an average annual compounded gain of 6.0% in average rate between 1991 and 1996.

Demand Analysis Using Market Segmentation

For the purpose of demand analysis, the overall market is divided into individual segments based on the nature of travel. Although a market may have various segments, the three primary classifications occurring in most areas are commercial, meeting and group, and leisure.

Market segmentation is a useful procedure because individual classifications often exhibit unique characteristics in terms of growth potential, seasonality of demand, average length of stay, double occupancy, facility requirements, price sensitivity, and so forth. By quantifying the room night demand by market segment and analyzing the characteristics of each segment, the overall demand for transient accommodations can be projected. Lodging demand in North Dallas is generated primarily by the following four market segments.

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              Segment 1        Commercial
              Segment 2        Meeting and Group
              Segment 3        Leisure
              Segment 4        Airline

Based on our field work, area analysis, and knowledge of the local lodging market, we estimate the 1996 distribution of accommodated hotel room night demand as follows.

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Table 6-2  1996 Accommodated Room Night Demand
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                            Marketwide                Subject Property
                    -----------------------      -----------------------

                    Accommodated    Percent      Accommodated    Percent
Market Segment         Demand      of Total         Demand      of Total
------------------------------------------------------------------------

Commercial            269,000         47 %          55,000         40 %
Meeting and Group     206,000         36            64,000         46
Leisure                88,000         15            10,000          7
Airline                10,000          2            10,000          7
------------------------------------------------------------------------

 Totals               572,000        100 %         139,000        100 %

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As shown above, the market area is primarily commercial in nature, with this segment accounting for an estimated 47% of the total 1996 accommodated demand. The meeting and group segment accounted for an estimated 36% of the 1996 demand, while the leisure segment comprised an estimated 15%, and the airline segment only 2% of total demand.

The subject property's distribution of demand differs rather significantly from that of the market as a whole. A majority of the Grand Kempinski's 1996 occupancy (46%) was derived from the meeting and group segment; this characteristic is consistent with the hotel's extensive inventory (+/-76,000 square feet) of meeting space, by far the largest in the competitive set. The limited exposure of the Grand Kempinski name has contributed to the hotels poorer participation in the commercial and leisure segments of the market. These segments are more heavily influenced by brand name and reservation system than is the meeting and group segment, and thus, the other, more well-known chains outperform the Grand Kempinski in these areas. Finally, the Grand Kempinski is currently the only hotel in the market which is participating in the airline segment of the market.

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Using the distribution of accommodated hotel demand as a starting point, we will analyze the characteristics of each market segment in an effort to determine future trends in room night demand.

Commercial Segment

The commercial segment consists of individual business people who are visiting various firms in the subject property's market. Commercial demand is strongest Monday through Thursday nights, declines significantly on Friday and Saturday, and increases somewhat on Sunday. In markets where the weekday occupancy typically exceeds 90%, it is likely that some unaccommodated demand exists. The typical length of stay ranges from one to three days, and the rate of double occupancy is a low 1.2 to 1.3 people per room. Commercial demand is relatively constant throughout the year, although some declines are noticeable in late December and during other holiday periods.

Although there are numerous sub-segments which comprise the commercial segment, the primary categories included herein are individual business travelers and volume corporate accounts. Individual business travelers are typically visiting firms in the immediate area or passing through en route to other destinations. The lodging choices made by these persons are influenced by brand loyalty, and in particular frequent traveler programs, as well as by location and convenience to businesses and amenities. The volume corporate accounts category consists of demand generated by local companies which produce a high volume of room night demand; this demand can include employees of the firm or of affiliated companies, and often includes training groups. These companies typically designate one or several hotels as their "preferred" lodging facility; in return, the selected hotels offer a rate which can represent a significant discount from published levels. These rates are typically negotiated on an annual basis, and the amount of the discount offered is tied to the number of room nights produced.

Commercial demand in the North Dallas market is primarily generated by firms related to the following industries: finance and banking, wholesale and retail, telecommunications, and computing. Examples of such companies are Pizza Hut International, Pepsico, EDS, IBM, J. C. Penney, Digital Switch Corporation, American Express, CompUSA, Kodak, Mobil Oil, Mary Kay, and AT&T. In addition, various small businesses are located in the office complexes along Dallas North Tollway.

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All of the economic and demographic data presented previously correlates to some extent with the commercial demand trends, though changes in the FIRE, services, and wholesale trade employment sectors, total employment, occupied office space, and air passenger counts are most directly correlated. Recent average annual growth rates for these indicators have ranged from 0.2% to 3.0%. Smith Travel Research has estimated that demand in the local market has increased by 4.1% over the period 1991 to 1996. Our research indicates that the growth of commercial demand has been similar to these levels. However, in more recent years, this demand growth has tapered off, due primarily to the attainment of maximum occupancies on the peak weeknights. With the opening of some new supply, we anticipate that commercial demand (which comprises almost 50% of the total market) will increase by 3.0% annually throughout our projection period.

It should be noted that the volume of new office space proposed for the North Dallas corridor suggests that higher growth rates are likely in the near future. However, the attainment of strong growth will continue to be constrained by the amount of available supply. This circumstance should cushion the competitive market in the event of any future additions to supply.

Meeting and Group Segment

The meeting and group market includes meetings, seminars, conventions, trade association shows, and similar gatherings of ten or more people. Peak convention demand typically occurs in the spring and fall. Because of vacations, the summer months represent the slowest period for this market segment; winter demand varies. The average length of stay for typical meetings and groups ranges from three to five days. Most commercial groups meet during the weekday period of Monday through Thursday, but associations and social groups will sometimes gather on weekends. Commercial groups tend to have a low double occupancy of 1.3 to 1.5 people per room, while social groups are likely to have double occupancy rates ranging from 1.5 to 1.9.

Meeting and group patronage is quite profitable for hotels. Although room rates are discounted for large groups, the property benefits from the use of meeting space and the revenues generated by in-house banquets and cocktail receptions. Facilities that are necessary to attract meetings and groups include function areas with adequate space for breakout, meals, and receptions; recreational amenities; and a sufficient number of guestrooms to house the attendees.

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In the North Dallas market, this segment encompasses corporate group demand generators which are predominantly based in the local area, although due to the area's central location and mild weather, some national firms elect to have their annual gatherings in Dallas. Demand from these groups peaks on weekdays and during the spring and fall months. By contrast, the social gatherings which comprise the balance of the market usually take place on weekends and in the summer. National and Texas associations form the last category of this segment. Associations typically make their hotel arrangements two to four years in advance, which enables them to benefit from discounted rates and allows the hotel more advance planning and flexibility.

Future meeting and group demand is closely related to growth in the commercial segment. Because most meetings have either a direct or an indirect business purpose, the economic considerations that have an impact on commercial travel also affect meeting and group demand. The exception is non-commercial meetings, which are tied to the economic factors that influence leisure travel. It should be noted that meetings and similar events are booked in advance, and thus, growth in this segment tends to lag slightly behind increases in commercial demand

Based on the relevant economic and demographic trends, we estimate that meeting and group demand in the subject property's market area will increase by 2.0 % annually throughout the projection period.

Leisure Segment

The leisure market segment consists of individuals and families who are spending time in the area or passing through en route to other destinations. Their travel purposes may include sightseeing, recreation, visiting friends and relatives, or numerous other non-business activities. Leisure demand is strongest Friday and Saturday nights and all week during holiday periods and the summer months. These peak periods are negatively correlated with commercial visitation, underscoring the stabilizing effect of capturing weekend and summer tourist travel. The typical length of stay ranges from one to four days, depending on the destination and travel purpose, and the rate of double occupancy generally ranges from 1.8 to 2.5 people per room.

Leisure travelers tend to be the most price-sensitive segment in the lodging market. They may prefer low-rise accommodations where parking is convenient to the rooms and often select accommodations which offer complimentary amenities such as continental breakfast. Ease of highway access

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and proximity to tourist attractions and retail centers are important locational considerations.

Leisure demand in the subject property's market is predominantly generated by local individuals who are looking to get away from home, and are drawn to the North Dallas market by the array of restaurants and shopping alternatives available in the vicinity. Most of these visitors are drawn from within a 150 mile radius of the city. A smaller percentage is related to the local population, visiting friends or relatives who live in the area. The majority of this demand is generated on the weekend.

Future leisure demand is related to the overall economic health of the nation. Trends showing changes in state and regional unemployment and disposable personal income often have a strong impact on non-commercial visitation. Traffic counts on nearby highways and attendance at local attractions can also form a basis for projections. Using the data compiled earlier in this report, we project that leisure demand will grow at a rate of 1.5% annually throughout the projection period.

Airline Segment

Airline demand is generated by flight crews and delayed passengers. The airlines typically contract rooms in nearby lodging facilities for extended periods to ensure the availability of accommodations. Because they are able to guarantee a specific level of usage on a daily basis, airlines can usually negotiate deeply discounted room rates. This type of demand is advantageous because it provides a base level of occupancy over a long period that normally includes weekends and slow seasons. The occupancy benefit is offset by low contract room rates, which have an adverse impact on average rate. Skilled hotel operators use airline patronage to fill in during periods of low occupancy, and quickly displace this demand when higher-rated market segments offer better potential.

The subject property is the only hotel in the competitive market which currently accommodates an airline crew. The current contract is with Lufthansa, and consists of a total of 25 rooms per night. Management representatives reported that the hotel's contract with Lufthansa terminates March 31, 1998, but they anticipate that the contract will be renewed at least through the first quarter of 1999. Given the Kempinski's chain's affiliation with Lufthansa, it is reasonable to expect that the subject property will continue to accommodate this contract demand for the foreseeable future. However, we do not anticipate any growth in the volume of contract demand accommodated by the subject property, nor do we expect any of the

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other hotels in the market to pursue this segment. We have therefore forecasted that the airline segment will remain stable throughout the projection period.

Conclusion

The purpose of segmenting the lodging market is to define each major type of demand, identify customer characteristics, and estimate future growth trends. Starting with an analysis of the local area, four segments were defined as representing the subject property's lodging market. Various types of economic and demographic data were then evaluated to determine their propensity to reflect changes in hotel demand. Based on this procedure, we forecast the following average annual compounded market segment growth rates.

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Table 6-3  Average Annual Compounded Market Segment Growth Rates
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                                    Annual Compounded Growth Rates
                        ----------------------------------------------------
                        1997/98  1998/99  1999/00  2000/01  2001/02  2002/03
----------------------------------------------------------------------------

Commercial                3.0 %    3.0 %    3.0 %    3.0 %    3.0 %    3.0 %
Meeting and Group         2.0      2.0      2.0      2.0      2.0      2.0
Leisure                   1.5      1.5      1.5      1.5      1.5      1.5
Airline                   0.0      0.0      0.0      0.0      0.0      0.0

 Annual Average Growth    2.4 %    4.8 %    2.4 %    2.4 %    2.4 %    2.4 %

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These growth rates will be used in subsequent sections of this study to forecast changes in lodging demand.

COMPETITION

An integral component of the supply and demand relationship that has a direct impact on the availability of lodging demand is the current and anticipated supply of competitive lodging facilities. We have identified three properties that are considered primarily competitive with Grand Kempinski Dallas. Including the subject property, these primary competitors total 2,009 rooms. Although there are numerous other first-class, full-service hotels in the Dallas area, none are judged to be sufficiently similar and proximate to the subject property to be considered secondarily competitive with the subject property.

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Primary Competitors

The following table summarizes the important operating characteristics of the primary competitors. This information was compiled from personal interviews, inspections, lodging directories, and our in-house library of operating data. The table also sets forth each property's penetration factors; penetration is the ratio between a specific hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, the property is performing better than the market as a whole; conversely, if the penetration is less than 100%, the hotel is performing at a level below the marketwide average.

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Table 6-4  Primary Competitors and Aggregate Secondary Competitors
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                                             Square Footage
                                            -----------------         Estimated 1996
                                                                    Market Segmentation                        Estimated 1995
                                                     Meeting   -------------------------------    1994     -----------------------
                            Year    No. of  Meeting   Space           Mtg. &                    Published          Average
Property/Location          Opened   Rooms    Space   per Room  Comm.  Group   Leisure  Airline    Rates    Occ.     Rate    RevPAR
----------------------------------------------------------------------------------------------------------------------------------
Grand Kempinski Dallas
 15201 Dallas Parkway       1983     528     76,000    144     40 %    46 %     7 %      7 %    $175-$195  73.5 %   $97.41  $71.60
Dallas Marriott Quorum
 14901 Dallas Parkway       1982     547     16,000     29     60      25      15        0      $129-$149  82.0      94.00   77.08
Westin Galleria
 13340 Dallas Parkway       1983     431     35,978     83     45      35      20        0      $167-$177  81.0     131.00  106.11
Doubletree Lincoln Center
 5410 LBJ Freeway           1982     502     25,000     50     40      40      20        0      $160-$180  72.0      90.00   64.80

----------------------------------------------------------------------------------------------------------------------------------
Totals and Averages                2,008     38,245     77     47 %    36 %    15 %      2 %               77.1 %  $102.27  $78.80

                                           Estimated 1996
                           -------------------------------------------------
                                   Average           Occupancy      Yield
Property/Location          Occ.     Rate    RevPAR  Penetration  Penetration
----------------------------------------------------------------------------

Grand Kempinski Dallas     71.9 %  $104.61  $75.21     92.1 %        86.2 %
 15201 Dallas Parkway
Dallas Marriott Quorum     84.0     102.00   85.68    107.5          98.2
 14901 Dallas Parkway
Westin Galleria            83.0     144.00  119.52    106.3         137.0
 13340 Dallas Parkway
Doubletree Lincoln Center  74.0     100.00   74.00     94.7          84.8
 5410 LBJ Freeway

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Totals and Averages        78.1 %  $111.74  $87.27    100.0 %       100.0 %

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                                [GRAPHIC OMITTED]

                                 COMPETITION MAP

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Our survey of the primarily competitive hotels in the North Dallas market shows a well-defined market with a representation of nationally and internationally recognized, full-service hotels. These properties range in size from 431 to 547 guestrooms, and are very similar in age as they all opened in the early 1980's. The market demand has a commercial orientation; in 1996, this segment contributed 47% of the overall occupancy. The meeting and group segment comprised 36% of the total, followed by the leisure segment (at 15%), and the airline segment (at 2%).

In 1996, the primary competitors achieved an overall occupancy of 78.1% at an average rate of $111.73, yielding RevPAR of $87.27, which represents an approximate 10% increase over 1995 levels. Although this increase was due primarily to average rate growth, it is significant to note that despite that increase the occupancy of the primary competitors increased by one point over 1995 results. The Marriott Quorum maintained the highest occupancy in 1996, at 84.0%, which equated to an occupancy penetration of 107.6%. This hotel's strong performance is attributed to its well-recognized and respected brand. Ranked second, closely behind the Marriott Quorum, was the Westin Galleria with an occupancy of 83.0% and an occupancy penetration of 106.3%. The Westin's superior location adjacent to the Galleria has helped to sustain this strong level, and has also enabled this hotel to maintain the strongest average rate in the market. The lowest occupancy penetration was registered by the subject property, at 92.1%, which is attributed to its meeting and group orientation and its unfamiliar brand to the U. S. traveling public.

The highest RevPAR in 1996 was achieved by the Westin Galleria, due to the average rate levels attained by this property, which contributed to a 137.0% yield penetration - the highest in the market. At 84.8%, the Doubletree Lincoln Center realized the lowest yield penetration, and the subject property surpassed the Doubletree, with a yield penetration of 86.2%.

Each primary competitor was inspected and evaluated. Descriptions of our findings are presented below.

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Dallas Marriott Quorum

Location:                      14901 Dallas Parkway
Number of Rooms:               547
1996 Estimated Occupancy:      84.0%
1996 Estimated Average Rate:   $102.00
1996 Estimated RevPAR:         $85.68

The 547-room Marriott Quorum was built in 1982. This property is located approximately one quarter of a mile south of the Grand Kempinski, west of the Dallas North Tollway and north of I-635 LBJ Freeway.

In addition to standard guestrooms, the hotel features 15 suites (included in the above room count), 16,000 square feet of meeting and banquet space (which includes a +/-9,500-square-foot ballroom, and two junior ballrooms which accommodate up to 200 people each), two restaurants, a lobby bar, an indoor/outdoor swimming pool, a whirlpool, a sauna, lighted tennis and basketball courts, and an exercise room.

The Marriott Quorum underwent an estimated $3 million soft and case goods renovation throughout 1994 and 1995, and the property appeared to be in good condition at the time of our inspection. Guests staying on the Concierge Level can enjoy complimentary breakfasts, afternoon cocktails, and access to the Concierge Lounge. The hotel is owned by Host Marriott, and has no current plans for expansion.

Approximately 60% of the Marriott Quorum's demand is generated from the commercial segment. The remaining 40% of accommodated demand at the Marriott Quorum in 1996 was made up of 25% meeting and group and 15% leisure. The Marriott competes with the Grand Kempinski by virtue of location, facilities and market orientation. This hotel has an advantage over the subject property due to its preeminent brand name, but offers significantly less meeting space than does the Grand Kempinski.

The Marriott Quorum achieved an 82.0% occupancy in 1995 at a $94.00 average rate. Occupancy increased to 84% in 1996, and average rate rose to $102.00, which equated to a roughly 11% gain in RevPAR. For estimated year-end 1996, the Marriott Quorum's yield penetration was 98.2%.

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Westin Galleria

Location:                      13340 Dallas Parkway
Number of Rooms:               431
1996 Estimated Occupancy:      83.0%
1996 Estimated Average Rate:   $144.00
1996 Estimated RevPAR:         $119.52

Opened in January of 1983, the 431-room Westin Hotel is attached to the Galleria retail and office tower complex. This property is located approximately two miles south of the subject property, in the northeast quadrant of the intersection of I-635 LBJ Freeway and Dallas Parkway.

In addition to standard guestrooms, the hotel features 12 suites (included in the above room count) and approximately 36,000 square feet of meeting space, including an +/-11,850-square-foot ballroom and a +/-5,510-square-foot junior ballroom. The property benefits from a wide array of food and beverage outlets; the hotel itself features three restaurants, including the Four Star-rated Huntington's restaurant, and a lobby bar. Additional food and beverage options are available in the Galleria mall. Recreational amenities at this property include a heated outdoor swimming pool, a sundeck, and a one-half-mile lighted outdoor jogging track; a state-of-the-art fitness center is located in the Galleria mall, and is available to hotel guests.

The facilities of the Westin Hotel are currently in excellent condition, and may be considered superior to those offered by the subject property. During the past three months, 415 guestrooms were renovated, including case and soft goods. The meeting rooms were renovated in 1996 and the ballroom in 1995. According to management representatives, the hotel has plans to add 17 guestrooms on the 21st floor, replacing the existing suites which will then be relocated in the space currently occupied by banquet rooms. The property is owned by North Dallas Galleria Venture (a joint-venture between Hines and Westin Inc.), and it is managed by Westin. This property has a Three-Star 1996 Mobil Travel Guide rating.

Roughly 45% of the Westin's demand is derived from the commercial segment, and 35% is generated by the meeting and group segment. Due to its premiere location, the Westin can be very selective in its accommodation of corporate accounts, and tend to serve only the highest rated segments of this market. Meeting and group demand consists primarily of smaller in-house corporate meetings and conferences, and again the strength of the demand experienced by this hotel enables management to achieve aggressive prices in meeting and group segment. The remaining 20% of the

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Westin's demand is derived from the leisure segment; the hotel's connection to the Galleria Shopping Mall allows the Westin to enjoy a favorable leisure location. The Westin achieved an 81.0% occupancy in 1995 at a $131.00 average rate. Occupancy increased to 83.0% in 1996, while average rate improved to $144.00, which resulted in a 12.6% improvement in RevPAR in 1996. The Westin's yield penetration in 1996 was 137.0%; this market strength should continue given the hotel's location, its superior rooms product, and its high service standard.

Doubletree Lincoln Center

Location:                      5410 LBJ Freeway
Number of Rooms:               502
1996 Estimated Occupancy:      74.0%
1996 Estimated Average Rate:   $100.00
1996 Estimated RevPAR:         $74.00

The 502-room Doubletree Lincoln Center was built in 1982, and was originally operated as a Lincoln Hotel. This property is located approximately two miles of the subject property, in the southeast quadrant of the intersection of I-635 LBJ Freeway and Dallas Parkway, immediately to the south of the Westin Galleria.

In addition to standard guestrooms, the hotel features 16 suites (included in the above room count), and roundly 25,000 square feet of meeting space, including a +/-9,300-square-foot ballroom. Food and beverage outlets include two restaurants, two lounges, and a deli. Recreational amenities consist of an outside pool, an exercise room, a jogging track around the hotel's landscaped lake, and access to the Lincoln City Club (a fully equipped health facility adjacent to the hotel) for an $11.00 fee per day. This property also features four executive levels; guests staying on these levels can enjoy free fax service and local calls, complementary continental breakfast and hors d'oeuvres, and free access to the Lincoln City Club.

The guestrooms' case and soft goods were renovated in 1996, and in 1997 renovations included the lobby and the suites' soft goods. Overall, the improvements appeared to be in very good condition. The property is owned by Metropolitan Life and it is managed by Doubletree Hotel Corporation.

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Approximately 40% of the guests accommodated by the Doubletree Lincoln Center in 1996 were considered commercial travelers. Another 40% was generated by the meeting and group segment, and roundly 20% was derived from leisure travelers.

The Doubletree Lincoln Center achieved a 72.0% occupancy in 1995, at a $90.00 average rate. Occupancy increased to 74.0% in 1996 while average rate increased to $100.00, equating to a roughly 9% gain in RevPAR. For the calendar year 1996, the operating statistics for the Doubletree Lincoln Center equated to an 84.8% yield penetration.

Proposed Competitors

It is important to consider any new hotels that may have an impact on the subject property's operating performance. Based on our fieldwork in the market and our discussions with local hotel operators, developers, and government officials, we have identified two proposed hotel in the North Dallas market area which are expected to be competitive with the subject property.

A 150-room Embassy Suites is being developed at the intersection of Spring Valley Road and Noel Road, approximately one mile southeast of the subject property. This new, all-suite property is expected to open in January of 1998, and will feature +/-2,800 square feet of meeting space and one food and beverage outlet. The project is being developed by Remington Hotel Corporation with financing provided by Nomura Asset Capital. The hotel will reportedly be operated by Remington Hotel Corporation under a franchise agreement with Promus Hotel Corporation. Given the proximity of the Embassy Suites and its expected service and quality level, we believe that it will be primarily competitive with the subject property.

A 176-room, full-service Courtyard by Marriott is proposed for a site on Quorum Drive, just behind Trulecks Steaks and Stone Crab Restaurant on Beltline Road, and within walking distance south of the subject property. This property is expected to be under construction by the summer of 1997 and to open in the middle of 1998. The project is being developed by Gene Carter, and has received all necessary Marriott approvals. The final loan documents for the financing of this project are reportedly being prepared. The project has not yet received the necessary approval from the Town of Addison, and is scheduled for review by the Council on May 13, 1997. For the purposes of this appraisal, we have assumed that this project will be completed as scheduled. Given the proximity of the Courtyard and its

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product type, we believe that it will be 50% competitive with the subject property.

According to a F. W. Dodge Report pertaining to proposed hotel projects in Dallas County, a 315-room luxury hotel project is currently in the preliminary discussion stage in the subject site's market area. The property is reportedly proposed for the corner of Beltline Road and Dallas North Tollway, in the immediate vicinity of the subject property. Development costs associated with this project have been estimated at between $30,000,000 and $40,000,000. The developer of the project is reportedly Southwest Properties Group of Dallas, but no finalized development plans or possible franchise affiliations have been announced. Moreover, officials of the city of Addison are currently unaware of any such proposed development. Because this project is only in the discussion stage, we have not explicitly considered it as new room supply in our analysis. However, we will take the possibility of any such future development into consideration in our selection of a stabilized occupancy for the subject property.

In addition, it must be noted that several limited-service properties are either proposed or under development in the region. These include a Townplace Suites by Marriott and a Fairfield Suites. These developments are not likely to hurt the hotels in the competitive set, although such properties can dilute areawide occupancies during the softer periods of the week and year, particularly with respect to the more rate-sensitive component of the leisure segment.

Finally, the question of hotels proposed for development in the Legacy market area must be considered. As previously described, the Legacy office park is situated approximately 15 miles north of the subject market area, in the City of Plano. This development currently consists of several major office headquarters, including J. C. Penney and Frito Lay, with little supporting commercial development in the area. However, a mall is to be constructed in the Legacy region, and other commercial development is expected to follow thereafter. Given the nature of the business in the Legacy area, it is inevitable that at least one first-class hotel will be developed in that area. In fact, representatives of Westin report that they have a letter of intent with a local developer for a 300-room hotel in this vicinity; however, no other details have been established and neither debt nor equity is yet in place for this project.

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The development of first-class lodging facilities in Legacy can be expected to have some impact on the hotels in the competitive set, as the businesses in this area are among the leading generators of demand in the North Dallas market. However, the current resurgence of office space development in the subject neighborhood can reasonably be expected to generate sufficient demand to substantially offset the negative impact of developments at Legacy. This contention is particularly true, as the hotel development in that area is in the extreme preliminary stages, and not expected to reach fruition before the Year 2000, while the office space development in the North Dallas is much farther along.

In order to reflect the probable impact of future hotel development in the Legacy area on the subject property and competitive market, we have included a 300-room hotel in our analysis. This hotel is assumed to open on or about January 1, 2000. Due to its distance from the subject property, this hotel would only be 50% competitive with the Grand Kempinski.

Conclusion

A review of historical demand trends in the subject property's area indicates that the market is very strong and has completely recovered from both the national and regional recession. While supply has remained constant over recent years, growth in demand has been increasing and area wide occupancy is reaching peak levels. This strong performance has enabled the hotel's in the market to sustain relatively strong rate increases in the past three years.

Based on our review of the local area, four primary market segments were defined within the subject property's lodging market. Growth rates for each segment were forecasted based upon an analysis of the economic and demographic trends that appeared to significantly impact lodging demand. In general, demand is anticipated to increase at moderate rates throughout the projection period, with the limited amount of new supply expected to constrain growth. We have identified a total of three lodging facilities that are considered competitive with the subject hotel.

We have reviewed the hotel projects proposed for the area. Given the favorable commercial location of the subject property and the improving nature of the North Dallas market, we expect that the Grand Kempinski will continue to perform well.

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     HVS
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7. Projection of Occupancy and Average Rate

Historical Operating Performance

The following table sets forth the subject property's historical occupancy, average rate, and rooms revenue per available room (RevPAR). For the purpose of comparison, we have also presented corresponding data (as provided by Smith Travel Research) for the competitive hotels described in the previous section. In addition to the annual percent change calculations, we have determined the subject property's occupancy, average rate, and RevPAR penetration factors.

HVS International, Mineola, New York            Projection of Occupancy and   79
                                                Average Rate
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Table 7-1  Historical Trends
--------------------------------------------------------------------------------

                                                                                           Average Annnual
                                                                                          Compounded Growth
                             1991      1992      1993      1994       1995       1996        1991-1996
                           ---------------------------------------------------------------------------------
Subject Property

 Occupancy                   62.7 %    60.9 %    63.9 %    72.7 %     73.5 %      71.9 %
  Percent Change              ---      (2.9)%     4.9 %    13.8 %      1.1 %      (2.2)%       2.8 %
 Occupancy Penetration       98.0 %    89.6 %    89.2 %    93.5 %     95.5 %      91.8 %

 Average Rate              $79.45    $85.40    $88.54    $91.32     $97.41     $104.61 %
  Percent Change              ---       7.5 %     3.7 %     3.1 %      6.7 %       7.4 %       5.7 %
 Average Rate Penetration    95.8 %   100.2 %   105.2 %   100.4 %     96.0 %      94.2 %

 RevPAR                    $49.82    $52.01    $56.58    $66.39     $71.60      $75.21 %
  Percent Change              ---       4.4 %     8.8 %    17.3 %      7.8 %       5.1 %       8.6 %
 RevPAR Penetration          93.9 %    89.8 %    93.9 %    93.8 %     91.7 %      86.4 %

Areawide  (STR)

 Occupancy                   64.0 %    68.0 %    71.6 %    77.8 %     76.9 %      78.4 %
  Percent Change              ---       6.3 %     5.4 %     8.6 %     (1.1)%       1.9 %       4.1 %

 Room Rate                 $82.95    $85.21    $84.14    $90.94    $101.48     $111.07
  Percent Change              ---       2.7 %    (1.3)%     8.1 %     11.6 %       9.4 %       6.0 %

 RevPAR                    $53.05    $57.93    $60.26    $70.74     $78.08      $87.04
  Percent Change              ---       9.2 %     4.0 %    17.4 %     10.4 %      11.5 %      10.4 %

--------------------------------------------------------------------------------

Since 1991, the Grand Kempinski DallasGrand Kempinski Dallas has experienced lower-than-average occupancies, with occupancy penetration rates lower than 100%. It appears that while the market showed a healthy 6.3% increase in occupancy in 1992, the subject property's occupancy was hurt by the nationwide recession, and dropped by 2.9%. Three major reasons behind this observation are the lack of a nationally recognized brand name, the meeting and group orientation of the hotel, and the above market increase in average rate adopted at that time, which either hurt or at least did not help the hotel go through the recession. In 1993 and 1994, the hotel appeared to have recovered, and exhibited strong results, with occupancy annual average growths of 4.9% and 13.8%, respectively, compared to 5.4% and 8.6%, respectively, for the market. In 1995 and 1996, the growth in occupancy slowed, and the hotel achieved occupancies in the low 70s, while those of the market were in the high 70s. Average rate, on the other hand, has sustained a healthy growth from 1991 to 1996, and the subject property

HVS International, Mineola, New York            Projection of Occupancy and   80
                                                Average Rate
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exhibited average rate penetration levels higher than 100% from 1992 to 1994. In 1995 and 1996, the growth in average rate at the subject property, although stronger than in the previous years, was outperformed by the market as a whole, with increases of 11.6% and 9.4%, respectively. Because of the subject property's low occupancy, its RevPAR has been consistently lower than the market average RevPAR from 1991 to 1996, and its RevPAR penetration did not once reach 100% during that time.

Premise of the Projections

To a certain degree, occupancy and rate attainment can be manipulated by management. For example, hotel operators may choose to lower rates in an effort to maximize occupancy. Our forecasts reflect an operating strategy that we believe would be implemented by competent hotel management to achieve an optimal mix of occupancy and average rate.

Projected Room Night Demand

Lodging demand and occupancy can be projected through a process known as room night analysis. A room night is a unit of hotel demand that equals one room that is occupied for one night. After estimating the number of room nights a hotel can be expected to attract during a 12-month period, we can determine occupancy by dividing the number of room nights of demand captured by the number of room nights available (calculated as the room count x 365).

The total annual number of room nights occupied in the competitive hotels equates to the market's accommodated room night demand, as shown in the following table.

================================================================================
Table 7-2  1996 Accommodated Room Night Demand
--------------------------------------------------------------------------------

                              Marketwide            Subject Property
                        ----------------------   ----------------------
                        Accommodated  Percent    Accommodated  Percent
     Market Segment        Demand     of Total      Demand     of Total
     ------------------------------------------------------------------
     Commercial           269,000       47 %        55,000       40 %
     Meeting and Group    206,000       36          64,000       46
     Leisure               88,000       15          10,000        7
     Airline               10,000        2          10,000        7
     ------------------------------------------------------------------
     Totals               572,000      100 %       139,000      100 %

--------------------------------------------------------------------------------

HVS International, Mineola, New York            Projection of Occupancy and   81
                                                Average Rate
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Latent Demand

The previous table illustrates the accommodated room night demand in the subject property's competitive market. Because this estimate is based on occupancies, it includes only those hotel rooms that were used by guests. Latent demand considers guests who could not be accommodated by the existing competitive supply; latent demand can be divided into unaccommodated demand and induced demand.

Unaccommodated Demand

Unaccommodated demand refers to individuals who are unable to secure accommodations in the market because all of the local hotels are filled. These travelers must defer their trips, settle for less desirable accommodations, or stay in properties located outside the market area. Because this demand did not yield occupied room nights, it is not included in the estimate of historical accommodated room night demand.

In the subject market area, areawide occupancy on weekdays and particularly Tuesday and Wednesday nights exceeds 90% for most weeks of the year. Most hotels report high levels of turnaway demand during these periods. As a result, we have estimated unaccommodated demand in the commercial segment to be equal to 5% of the accommodated commercial demand, which equates to 13,452 room nights per year, or an average of roundly 65 rooms on a typical Monday through Thursday night. As the Embassy Suites and the Courtyard will be increasing the room supply by a total of 228 competitive rooms, this level of unaccommodated demand is deemed reasonable.

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Table 7-3  1996 Accommodated and Unaccommodated Demand
--------------------------------------------------------------------------------

                        Accommodated
                         Room Night    Unaccomodated      Unaccomodated
     Market Segment        Demand     Demand Percentag  Room Night Demand
     --------------------------------------------------------------------
     Commercial           269,000           5.0 %            13,452
     Meeting and Group    206,000           0.0                   0
     Leisure               88,000           0.0                   0
     Airline               10,000           0.0                   0
                          -------                            ------
       Totals             572,000                            13,452

--------------------------------------------------------------------------------

HVS International, Mineola, New York            Projection of Occupancy and   82
                                                Average Rate
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Induced Demand

Induced demand represents the additional room nights that are expected to be attracted to the market following the introduction of a new demand generator. Situations that can induce demand include the opening of a new manufacturing plant, the expansion of a convention center, or the addition of a new hotel with a distinct chain affiliation or unique facilities.

Although three new hotels are forecast to open during the projection period, none of these facilities are expected to induce demand, as the properties offer standard amenities and are affiliated with brands that are represented in adjacent market areas.

Total Usable Room Night Demand

Total usable room night demand is estimated by combining accommodated demand and usable latent demand. Usable latent demand is that portion of latent demand that can be absorbed based on the number of existing and proposed hotel rooms in the market.

The following table shows the projected annual change in accommodated and usable room night demand in the subject property's competitive market.

HVS International, Mineola, New York            Projection of Occupancy and   83
                                                Average Rate
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================================================================================
Table 7-4  Total Usable Room Night Demand
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                         Historical  1997/98    1998/99    1999/00    2000/01    2001/02    2002/03
-----------------------------------------------------------------------------------------------------
Commercial
Growth Rate                 ---          3.0 %      3.0 %      3.0 %      3.0 %      3.0 %      3.0 %
Accommodated Demand       269,046    277,117    285,431    293,994    302,814    311,898    321,255
Usable Latent               ---            0     14,272     14,700     15,141     15,595     16,063

Meeting and Group
Growth Rate                 ---          2.0 %      2.0 %      2.0 %      2.0 %      2.0 %      2.0 %
Accommodated Demand       205,604    209,716    213,910    218,188    222,552    227,003    231,543
Usable Latent               ---            0          0          0          0          0          0

Leisure
Growth Rate                 ---          1.5 %      1.5 %      1.5 %      1.5 %      1.5 %      1.5 %
Accommodated Demand        88,088     89,409     90,750     92,111     93,493     94,895     96,318
Usable Latent               ---            0          0          0          0          0          0

Airline
Growth Rate                 ---          0.0 %      0.0 %      0.0 %      0.0 %      0.0 %      0.0 %
Accommodated Demand         9,700      9,700      9,700      9,700      9,700      9,700      9,700
Usable Latent               ---            0          0          0          0          0          0

Totals
Commercial                269,046    277,117    299,703    308,694    317,955    327,493    337,318
Meeting and Group         205,604    209,716    213,910    218,188    222,552    227,003    231,543
Leisure                    88,088     89,409     90,750     92,111     93,493     94,895     96,318
Airline                     9,700      9,700      9,700      9,700      9,700      9,700      9,700

  TOTAL DEMAND            572,438    585,942    614,063    628,693    643,700    659,091    674,879

Annual Forecasted Growth    ---          2.4 %      4.8 %      2.4 %      2.4 %      2.4 %      2.4 %

--------------------------------------------------------------------------------

Guestroom Supply

In 1996, the competitive properties provided a total of 2,009 guestrooms. In January, 1998, a 150-room Embassy Suites will enter the market, and in July of 1998, a Courtyard by Marriott will do the same. As mentioned previously, in January, 2000, we project that a 300-room property will come on line. The following table shows the projected competitive supply of available rooms and available room nights. To calculate the annual number of available room nights, the number of available rooms is multiplied by 365.

HVS International, Mineola, New York            Projection of Occupancy and   84
                                                Average Rate
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Table 7-5  Available Rooms and Room Nights
--------------------------------------------------------------------------------

                           Total Room                 Overall
                             Night     Room Nights  Competitive
                  Year      Demand      Available    Occupancy

               Historical   572,438      732,920        78 %
                1997/98     585,942      746,425        78
                1998/99     614,063      811,760        76
                1999/00     628,693      833,295        75
                2000/01     643,700      874,540        74
                2001/02     659,091      874,540        75
                2002/03     674,879      874,540        77
                2003/04     691,075      874,540        79

--------------------------------------------------------------------------------

Overall Competitive Occupancy

In 1998/99, the projected overall competitive occupancy drops two percentage points, following the opening of the Embassy Suites and the Courtyard. In 1999/00, the full-year availability of the Courtyard causes the occupancy to drop again to 75%. The opening of the 300-room hotel in 2000/01 leads to a further decline (from 75% to 74%) in the competitive occupancy, but due to strong growth, occupancy is estimated to start to increase again in 2001/02.

Competitive Index Analysis

Competitive indexes are used to analyze the relative market position of each property on the basis of a particular demand segment. The index represents the number of times each year that one room is occupied by one type of traveler (e.g., commercial, meeting and group, leisure, or airline), or the number of room nights actually accommodated per year, per room, per market segment. For example, if a hotel has a commercial competitive index of 190, each room in the property is occupied 190 times a year by a commercial traveler. The competitive index is calculated by dividing a hotel's annual accommodated room night demand in a particular market segment by that property's room count. Competitive indexes will be used to illustrate each property's position in the market based on its ability to compete with other local lodging facilities.

Commercial Segment

The historical commercial segment competitive indexes in the subject property's market ranged from 105 to 184. The Dallas Marriott Quorum was the most competitive property in the commercial market in 1996, with an index of 184, due to its highly recognized name among commercial travelers. The Westin Galleria was the second most competitive in the commercial

HVS International, Mineola, New York            Projection of Occupancy and   85
                                                Average Rate
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segment, with an index of 136, followed by the Doubletree Lincoln Center, at 108, and the subject property closely behind, at 105.

We estimate that the Embassy Suites will be very competitive in the commercial segment, entering in second position behind the Marriott, at 165 in 1997/98, and stabilizing at a competitive index of 180. The Courtyard will be slightly more competitive than the Embassy Suites in its first year of operation, but it will take the lead thereafter, with a stabilized competitive index of 190, which makes it the market leader in this segment of the market. The 300-room Legacy hotel will be less competitive, but it will still enter the market in fourth position behind the Marriott, the two-year old Embassy Suites, and the one-and-one-half year old Courtyard, with a competitive index of 140 in 1999/00, and stabilizing at 160 - still in fourth position. The following table shows the projected commercial segment competitive indexes of the area's hotels.

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Table 7-6  Commercial Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                   Historical  1997/98    1998/99    1999/00    2000/01    2001/02    2002/03
-----------------------------------------------------------------------------------------------------
Grand Kempinski Dallas        105        105        105        105        105        105        105
Dallas Marriott Quorum        184        184        184        184        184        184        184
Westin Galleria               136        136        136        136        136        136        136
Doubletree Lincoln Center     108        108        108        108        108        108        108
Proposed Embassy Suites         0        165        175        180        180        180        180
Proposed Hotel                  0          0          0        140        150        160        160
Courtyard                       0          0        175        185        190        190        190

--------------------------------------------------------------------------------

Meeting and Group Segment

The historical meeting and group segment competitive indexes in the subject property's market ranged from 77 to 121. The subject property was the most competitive property in the meeting and group market in 1996, with an index of 121, due to the nature of its product. The Doubletree Lincoln Center was the second most competitive hotel in the meeting and group segment with an index of 108.

We do not project neither the Embassy Suites nor the Courtyard to be very competitive in the meeting and group segment, stabilizing with a competitive index of 40 and 30 respectively, due to the small amount of planned meeting space in these properties. Although we anticipate the 300-room Legacy hotel to feature more meeting space than the Embassy Suites or the

HVS International, Mineola, New York            Projection of Occupancy and   86
                                                Average Rate
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Courtyard, we do not expect it to be equally competitive to the existing hotels in our competitive set, therefore it will enter the market in fourth position, and to stabilize at an index of 100.

The following table illustrates the competitive indexes in the meeting and group segment.

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Table 7-7  Meeting and Group Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                   Historical  1997/98    1998/99    1999/00    2000/01    2001/02    2002/03
-----------------------------------------------------------------------------------------------------
Grand Kempinski Dallas        121        121        121        121        121        121        121
Dallas Marriott Quorum         77         77         77         77         77         77         77
Westin Galleria               106        106        106        106        106        106        106
Doubletree Lincoln Center     108        108        108        108        108        108        108
Proposed Embassy Suites         0         25         35         40         40         40         40
Proposed Hotel                  0          0          0         80         90        100        100
Courtyard                       0          0         20         25         30         30         30

--------------------------------------------------------------------------------

Leisure Segment

Historically, the Westin Galleria was the most competitive in the leisure segment, with an index of 61, due to its location adjacent to the Galleria Mall. The second most competitive property in this segment was the Doubletree Lincoln Center, with an index of 54, while the subject property has been the least competitive, with an index of 18.

We estimate that the Embassy Suites will become the most competitive property in the leisure segment, since its suite product is popular with families. This property will enter as the second most competitive hotel in 1997/98, with an index of 60, and will increase to and stabilize at an index of 75. The Courtyard will also be very competitive in the leisure segment, which tends to be more rate sensitive. It will enter in third place with an index of 50 and will stabilize just behind the Embassy Suites at 70. The 300-room Legacy hotel is expected to enter the market in fifth position, just ahead of the subject property, with a competitive index of 20, and will stabilize at an index of 30, since this property is located in an area which is predominantly commercial in nature and still needs to be developed with supporting facilities such as shopping centers, and restaurants.

The following table illustrates the competitive indexes in the leisure segment.

HVS International, Mineola, New York            Projection of Occupancy and   87
                                                Average Rate
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Table 7-8  Leisure Segment Competitive Indexes
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Property                   Historical  1997/98    1998/99    1999/00    2000/01    2001/02    2002/03
-----------------------------------------------------------------------------------------------------
   Grand Kempinski Dallas     18         18         18         18         18         18         18
   Dallas Marriott Quorum     46         46         46         46         46         46         46
          Westin Galleria     61         61         61         61         61         61         61
Doubletree Lincoln Center     54         54         54         54         54         54         54
  Proposed Embassy Suites      0         60         70         75         75         75         75
           Proposed Hotel      0          0          0         20         25         30         30
                Courtyard      0          0         55         65         70         70         70

--------------------------------------------------------------------------------

Airline Segment

As a hotel's occupancy improves, its reliance on airline demand generally diminishes. Because this segment commands deeply discounted rates, operators prefer to accommodate more lucrative types of demand whenever possible.

The subject property is the only hotel to accommodate an airline crew, and we anticipate this segment to remain stable throughout the projection period.

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Table 7-9  Airline Segment Competitive Indexes
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Property                   Historical  1997/98    1998/99    1999/00    2000/01    2001/02    2002/03
-----------------------------------------------------------------------------------------------------
Grand Kempinski Dallas         18         18         18         18         18         18         18
Dallas Marriott Quorum          0          0          0          0          0          0          0
Westin Galleria                 0          0          0          0          0          0          0
Lincoln Center                  0          0          0          0          0          0          0
Proposed Embassy Suites         0          0          0          0          0          0          0
Proposed Hotel                  0          0          0          0          0          0          0
Courtyard                       0          0          0          0          0          0          0

--------------------------------------------------------------------------------

Subject Property's Room Night Capture and Occupancy

After the competitive index is calculated, it is adjusted to reflect the property's room count, yielding a figure referred to as the market share adjuster. The market share adjuster of each property is then divided by the total market share adjuster for all of the competitors, resulting in each hotel's market share. By multiplying the projected market share by the area's usable room night demand, we can determine the total number of room nights captured by a specific hotel. Occupancy is then calculated by dividing the projected

HVS International, Mineola, New York            Projection of Occupancy and   88
                                                Average Rate
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number of room nights captured by the property's total number of available room nights.

Multiplying the subject property's projected market share by the estimated room night demand in each segment results in the following estimate of room nights captured by the hotel.

================================================================================
Table 7-10  Room Nights Captured by the Subject Property
--------------------------------------------------------------------------------

                      1997/98  1998/99  1999/00  2000/01  2001/02  2002/03
                     -------------------------------------------------------
   Commercial
   Demand             277,117  299,703  308,694  317,955  327,493  337,318
   Market Share        0.2016   0.1808   0.1747   0.1654   0.1647   0.1647
   Capture             55,862   54,172   53,923   52,597   53,934   55,552

   Meeting and Group
   Demand             209,716  213,910  218,188  222,552  227,003  231,543
   Market Share        0.3089   0.3007   0.2943   0.2802   0.2783   0.2783
   Capture             64,778   64,318   64,217   62,348   63,179   64,443

   Leisure
   Demand              89,409   90,750   92,111   93,493   94,895   96,318
   Market Share        0.1053   0.0930   0.0899   0.0870   0.0864   0.0864
   Capture              9,412    8,440    8,276    8,135    8,201    8,324

   Airline
   Demand               9,700    9,700    9,700    9,700    9,700    9,700
   Market Share        1.0000   1.0000   1.0000   1.0000   1.0000   1.0000
   Capture              9,700    9,700    9,700    9,700    9,700    9,700
                      -------  -------  -------  -------  -------  -------
     Total Capture    139,752  136,630  136,116  132,780  135,014  138,018

--------------------------------------------------------------------------------

Dividing the total number of room nights captured by the subject property's number of available room nights per year (calculated as 528 x 365) produces the projected occupancy percentage.

HVS International, Mineola, New York            Projection of Occupancy and   89
                                                Average Rate
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Table 7-11  Calculation of the Subject Property's Projected Occupancy
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                        1997/98   1998/99   1999/00   2000/01   2001/02   2002/03
                       -----------------------------------------------------------
Total Room Nights
  Captured/Year         139,752   136,630   136,116   132,780   135,014   138,019
Available Room Nights   192,720   192,720   192,720   192,720   192,720   192,720
Occupancy                 72.52%    70.90%    70.63%    68.90%    70.06%    71.62%
Rounded                      73%       71%       71%       69%       70%       72%

--------------------------------------------------------------------------------

For the purpose of forecasting income and expense, we will use the following occupancy levels.

================================================================================
Table 7-12  Occupancy Forecast
--------------------------------------------------------------------------------

                                 Year       Occupancy
                              -----------------------
                               1997/98         73 %
                               1998/99         71
                              Stabilized       71

--------------------------------------------------------------------------------

Although the preceding room night analysis shows the subject property achieving a 72% occupancy in 2002/03, we have chosen a stabilized level of 71%. The stabilized occupancy is intended to reflect the anticipated results of the property over its remaining economic life, given any and all changes in the life cycle of the hotel. Thus, the stabilized occupancy excludes from consideration any abnormal relationship between supply and demand, as well as any non-recurring conditions that may result in unusually high or low occupancies. Although the subject property may operate at occupancies above this stabilized level, we believe that it is equally possible for new competition and temporary economic downturns to force the occupancy below this selected point of stability.

HVS International, Mineola, New York            Projection of Occupancy and   90
                                                Average Rate
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AVERAGE RATE ANALYSIS

One of the most important considerations in estimating the value of a lodging facility is a supportable forecast of its attainable average rate, which is more formally defined as the average rate per occupied room. Average rate can be calculated by dividing the total rooms revenue achieved during a specified period by the number of rooms sold during the same period. The projected average rate and the anticipated occupancy percentage are used to forecast rooms revenue, which, in turn, provides the basis for estimating most other income and expense categories.

The Concept of Average Rate

A hotel's average room rate is the weighted average of the various amounts charged to different market segments, such as rack rates, published rates, commercial rates, and contract rates. The average rate also takes into account differentials during peak and off-peak periods, including various seasons of the year, holidays, and weekends. Different types of rooms may also command varying rates, and thus have an impact on the overall average rate. The following is a description of several typical rate categories.

o Rack Rate - An undiscounted room rate generally given to anyone who does not qualify for or request a discounted rate. The term is derived from the room rack (now a computer terminal) at the front desk, which contains information about each room's rate, including the highest amount that can be charged for that type of unit. When a hotel is expected to be full during a certain period or when a guest arrives without a reservation, the rack rate is usually the only rate available. The average rate is almost always lower than the rack rate.

o Published Rate - The rate listed in directories and other publications. This rate is usually quoted as a range (i.e., single: $70-$100), and represents the various rack rates for specific types of accommodations. Published rates usually set the upper limit of average rate, and average rates tend to be closest to published rates in the case of single (rather than double) rooms.

o Commercial Rate - A discounted rate available to certain commercial travelers. Some hotels charge all commercial travelers a commercial rate upon request, while others offer it only to established accounts based on their projected use of the hotel. Commercial rates vary because they can be negotiated between the business and the hotel. These rates are always below the rack and published rates and, depending on the market mix, may approximate the property's average rate.

HVS International, Mineola, New York            Projection of Occupancy and   91
                                                Average Rate
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o Contract Rate - A discounted rate available to specific high-volume users, such as airlines, convention groups, and bus tours. Contract rates are negotiated and often apply to a block of rooms that are reserved on an ongoing basis and paid for regardless of use. Depending on the amount of use and the time it occurs, a contract rate may be heavily discounted and thus significantly lower than both the average rate and the commercial rate.

o Complimentary Rooms - It is customary for hotels to provide rooms to very important guests on a complimentary basis. When performing a room night analysis, complimentary rooms should be included in the occupancy projection, because these occupied rooms represent actual demand (although they generate no revenue). However, the inclusion of complimentary rooms in the occupancy lowers the calculated average rate, and thus the treatment of complimentary rooms in the average rates obtained from competitive properties must be consistent in order to draw an accurate rate comparison.

In the case of existing lodging facilities, we can use the operating history as a starting point and project average rate based on market conditions and the property's relative degree of competitiveness. This process is outlined as follows.

1. The subject property's historical monthly average rate is analyzed to determine trends that may continue to influence operating performance. Any relationship between changes in average rate and occupancy should be taken into account.

2. The average rates of competitive properties are considered to determine whether the subject property's rates reflect market conditions, competent management, and buyer's expectations.

3. Factors that may have an impact on future average rate increases are analyzed, and annual growth rates are projected.

4. The subject property's average rate is projected using either a competitive positioning or market segmentation method. These two techniques are described as follows.

HVS International, Mineola, New York            Projection of Occupancy and   92
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Competitive Positioning Method: Competitive positioning begins with an analysis of the average rates achieved by the subject property and its competitors. These rates establish a range that reflects various market characteristics, such as rate sensitivity and demand orientation. The subject property's average rate is then compared to those of the hotels to which it is most similar in terms of quality, size, facilities, amenities, market orientation, location, management, image, and affiliation. Adjustments are made to reflect any relevant differences or anticipated changes resulting from a new owner, a change of affiliation, or market repositioning. This method works well if the subject property is an existing hotel and comparable properties can be found in the market.

Market Segmentation Method: The advantage of the market segmentation method is its ability to reflect anticipated changes in the subject property's market mix and their impact on average rate. This technique begins with an analysis of the room rates commanded by local hotels in each market segment. Using this information, we can forecast the subject property's rate on a segment-by-segment basis. The projected rate in each segment is then multiplied by the number of room nights the hotel is expected to capture in that segment (as determined earlier in this analysis). These amounts are totaled, yielding the overall rooms revenue. Average rate is then calculated by dividing the property's total rooms revenue by the estimated number of occupied rooms.

The subject property's average rate will be projected utilizing the market segmentation method. Although the average rate analysis presented here follows the occupancy projections, these two statistics are highly correlated; in reality, one can not project occupancy without making specific assumptions regarding average rate. This relationship is best illustrated by RevPAR, which reflects a property's ability to maximize rooms revenue. The following table summarizes the 1996 average rate and RevPAR of the subject property and its competitors.

HVS International, Mineola, New York            Projection of Occupancy and   93
                                                Average Rate
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================================================================================
Table 7-13  1996 Average Rate and RevPAR of the Primary Competitors
--------------------------------------------------------------------------------

                                        1996             1996
                                       Average       Rooms Revenue
            Property                  Room Rate   Per Available Room
            --------------------------------------------------------
            Grand Kempinski Dallas     $104.61         $ 75.21
            Dallas Marriott Quorum      102.00           85.68
            Westin Galleria             144.00          119.52
            Doubletree Lincoln Center   100.00           74.00
                                        ------           -----
              Averages                 $111.74         $ 87.27

--------------------------------------------------------------------------------

The subject property achieves an average rate that is higher than most of its competitors, for the exception of the Westin Galleria, which benefits from a privileged location. However, because of its lower occupancy, the subject property only ranks third in RevPAR, compared to its competitors.

Average Rate Increases

It is important to note that hotel room rate increases do not necessarily conform to the underlying monetary inflation rate, because lodging facilities are influenced by market conditions such as the relationship between supply and demand. A hotel's ability to raise room rates is affected by a number of factors, including the following.

o Supply and Demand Relationships - The relationship between supply and demand is one of the factors that determine hotel occupancies and average rates. Strong markets where lodging demand is increasing faster than supply are often characterized by rate growth that exceeds inflation. Markets that are overbuilt or suffering from declining demand are unlikely to exhibit any significant increases in average rates.

o Inflationary Pressures - Price increases caused by inflation affect hotel room rates by eroding profit margins and encouraging operators to raise prices. This strategy is effective only in markets that are characterized by a healthy supply and demand relationship.

o Improving the Competitive Standard - When a new lodging facility enters a mature market, its rates may be set higher than the marketwide average in an effort to justify the development costs. This temporary condition may allow other competitors to achieve corresponding gains by effectively raising the amount the market will bear. However, if the addition to supply has a severe impact on the occupancy levels of other hotels, price competition may ensue.

HVS International, Mineola, New York            Projection of Occupancy and   94
                                                Average Rate
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o Property-Specific Improvements - Changes that make a hotel more or less attractive to guests can have an impact on average rate. An expansion, renovation, upgrading, or the introduction of additional facilities and amenities may enable greater-than-inflationary room rate increases. Likewise, deferred maintenance may make a property less competitive, engendering a decline in room rates.

In determining average rate projections, changes that occur prior to occupancy stabilization are generally attributable to factors that are specific to the property and the market. After a hotel achieves a stabilized occupancy, room rates are generally expected to continue to increase at the underlying inflation rate throughout the remainder of the projection period.

Average Rates by Market Segment

The Grand Kempinski Dallas's historical average rates are set forth in the following table. To project average rate, we have applied growth factors to the hotel's 1996 rates in each market segment. The following table also outlines these growth factors.

================================================================================
Table 7-14  1996 Average Rate by Market Segment and Assumed Growth Factors
--------------------------------------------------------------------------------

                                            Projected Growth Rates
                                 -------------------------------------------
                      1996
Market Segment     Average Rate  1997/98  1998/99  1999/00  2000/01  2001/02
-----------------------------------------------------------------------------
Commercial           $110.00       6.0 %    3.0 %    3.5 %    3.5 %    3.5 %
Meeting and Group     106.00       3.0 %    3.0 %    3.5 %    3.5 %    3.5 %
Leisure               116.00       3.5 %    2.0 %    3.0 %    3.5 %    3.5 %
Airline                51.00      14.0 %    8.0 %    5.0 %    3.5 %    3.5 %

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To arrive at projections, the growth factors are applied to the subject property's historical average rate in each market segment. These calculations are summarized in the following table.

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Table 7-15  Forecast of Average Rate by Market Segment
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                             Group/                                        Weighted    Percent
              Commercial    Meeting     Leisure   Contract     Total     Average Rate  Change
-----------------------------------------------------------------------------------------------
Historical
Demand            55,426      63,740       9,700     9,700      138,566
Segment Rate     $110.00     $106.00     $116.00    $51.00
  Revenue     $6,096,890  $6,756,463  $1,125,153  $494,679  $14,473,185     $104.45      ---

1997/98
Demand            55,862      64,778       9,412     9,700      139,752
Segment Rate     $118.25     $109.97     $121.07    $59.92
  Revenue     $6,605,429  $7,123,819  $1,139,532  $581,225  $15,450,005     $110.55     5.8 %

1998/99
Demand            54,172      64,318       8,440     9,700      136,630
Segment Rate     $121.79     $113.27     $123.49    $64.71
  Revenue     $6,597,762  $7,285,429  $1,042,287  $627,723  $15,553,200     $113.83     3.0 %

1999/00
Demand            53,923      64,217       8,276     9,700      136,116
Segment Rate     $126.06     $117.24     $127.20    $67.95
  Revenue     $6,797,296  $7,528,578  $1,052,695  $659,109  $16,037,678     $117.82     3.5 %

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The following average rates will be used to project the subject property's rooms revenue.

================================================================================
Table 7-16  Forecast of Average Rate
--------------------------------------------------------------------------------

                             Year          Average Rate
                         ------------------------------
                           1997/98           $110.55
                           1998/99            113.83
                         Stabilized           117.82

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8.       Highest and Best Use

The concept of highest and best use recognized by the Appraisal Institute distinguishes between the highest and best use of the land (as though vacant) and that of the property (as improved). Highest and best use is defined as:

      The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

The concept of highest and best use is the premise upon which value is based, and is a product of competitive forces in the marketplace. The principle of balance holds that real property value is created and sustained when contrasting, opposing, or interacting elements are in a state of equilibrium. This principle applies to relationships among various property components as well as the relationship between the costs of production and the property's productivity. The point of economic balance is achieved when the combination of land and building is optimal (i.e., when no marginal benefit or utility is achieved by adding another unit of capital). The law of increasing returns holds that larger amounts of the agents of production produce greater net income up to a certain point, after which the law of diminishing returns is applied.(2)

It is important to recognize that the highest and best use of the land (as though vacant) may differ from the highest and best use of the property (as improved). This differential may occur when a site has existing improvements and the highest and best use of the land differs from the current use. Nonetheless, the current property use will continue until the value of the land under its highest and best use exceeds the value of the property in its current use, plus the cost to remove the existing improvements.


(1) The Appraisal of Real Estate - Eleventh Edition, Appraisal Institute, Chicago, IL, 1996, p. 50.

(2)   Ibid., p. 44.

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In consideration of the factors influencing development in the immediate area, it is the appraisers' opinion that the highest and best use of the subject site, as vacant, would be as a lodging facility. However, given the current market trends and the value of land in the subject market area, we are of the opinion that the highest and best use would be for a more moderately sized lodging facility, with more compact parking areas, together with more limited meeting space, food and beverage outlets and public areas than are present at the subject property.

Based on the fact that the value of the land does not exceed the value of the hotel plus the cost of demolition, it is our opinion that the subject property's highest and best use, as improved, is its current use as a lodging facility.

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9. Approaches to Value

In appraising real estate for market value, the appraiser has three approaches from which to select: the income capitalization, sales comparison, and cost approaches. Although all three valuation procedures are given consideration, the inherent strengths of each approach and the nature of the subject property must be evaluated to determine which will provide supportable estimates of market value. The appraiser is then free to select one or more of the appropriate approaches in arriving at a final value estimate.

The Income Capitalization Approach

The income capitalization approach takes a property's projected net income before debt service and allocates this future benefit to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component is calculated. The total of the mortgage component and the equity component equals the value of the property. This approach is often selected as the preferred valuation method for income- producing properties, because it most closely reflects the investment rationale of knowledgeable buyers.

The Sales Comparison Approach

The sales comparison approach estimates the value of a property by comparing it to similar properties that have been sold on the open market. To obtain a supportable estimate of value, the sales price of a comparable property must be adjusted to reflect any dissimilarities between it and the property being appraised.

The sales comparison approach may provide a useful value estimate in the case of simple forms of real estate, such as vacant land and single-family homes, where the properties are homogeneous and the adjustments are few and relatively simple to compute. In the case of complex investments such as shopping centers, office buildings, restaurants, and lodging facilities, where the adjustments are numerous and more difficult to quantify, the sales comparison approach loses much of its reliability.

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Hotel investors typically do not employ the sales comparison approach in reaching their final purchase decisions. Factors such as the lack of recent sales data, the numerous insupportable adjustments that are necessary, and the general inability to determine the true financial terms and human motivations of comparable transactions often make the results of this technique questionable. Although the sales comparison approach may provide a range of values that supports the final estimate, reliance on this method beyond the establishment of broad parameters is rarely justified by the quality of the sales data.

The market-derived capitalization rates sometimes used by appraisers are susceptible to the same shortcomings inherent in the sales comparison approach. To substantially reduce the reliability of the income capitalization approach by employing capitalization rates obtained from unsupported market data weakens the final value estimate and ignores the typical investment analysis procedures employed by hotel purchasers. Because appraisers are obligated to mirror the actions of the marketplace, we generally give the sales comparison approach minimal weight in the hotel appraisal process beyond bracketing the final estimate.(1)

The Cost Approach

The cost approach estimates market value by computing the current cost to replace the property and subtracting any depreciation resulting from physical deterioration, functional obsolescence, and external (or economic) obsolescence. The value of the land, as if vacant and available, is then added to the depreciated value of the improvements to produce a total value estimate.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements grow older and begin to deteriorate, the resultant loss in value becomes increasingly difficult to quantify accurately. We find that knowledgeable hotel buyers base their purchase decisions on economic factors such as projected net income and return on investment. Because the cost approach does not reflect


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 209.

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these income-related considerations and requires a number of highly subjective depreciation estimates, this approach is given minimal weight in the hotel valuation process. As noted in Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, "the cost approach is seldom used to value existing hotels and motels."(1)

Reconciliation

The final step in the valuation process is the reconciliation and correlation of the value indications. Factors that are considered in assessing the reliability of each approach include the purpose of the appraisal, the nature of the subject property, and the reliability of the data used. In reconciliation, we consider the applicability and supportability of each approach and examine the range of value indications. The most significant weight is given to the approach that produces the most reliable solution and most closely reflects the criteria used by typical investors.

Our nationwide experience with numerous hostelry buyers and sellers indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the investors who constitute the marketplace. For this reason, the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in the hotel valuation process.


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 208.

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10.      Income Capitalization Approach

The income capitalization approach is based on the principle that the value of a property is indicated by its net return, or what is known as the present worth of future benefits. The future benefits of income-producing properties, such as hotels, are net income before debt service and depreciation (as estimated by a forecast of income and expense) and any anticipated reversionary proceeds from a sale. These future benefits can be converted into an indication of market value through a capitalization process and discounted cash flow analysis. Using the income capitalization approach, the subject property has been valued by analyzing the local market for transient accommodations, examining existing and proposed competition, and developing a forecast of income and expense that reflects current and anticipated income trends and cost components through a stabilized year of operation.

The forecast of income and expense is expressed in current dollars for each year. The stabilized year is intended to reflect the anticipated operating results of the property over its remaining economic life, given any or all applicable stages of build-up, plateau, and decline in the life cycle of the hotel. Thus, income and expense estimates from the stabilized year forward exclude from consideration any abnormal relationship between supply and demand, as well as any non-recurring conditions that may result in unusual revenues or expenses.

As stated in the textbook entitled, Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, published by the Appraisal Institute, "of the three valuation approaches available to the appraiser, the income capitalization approach generally provides the most persuasive and supportable conclusions when valuing a lodging facility."(10) This text recommends that using a ten-year forecast and an equity yield rate "most accurately reflects the actions of typical hotel buyers, who purchase properties based


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

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on their leveraged discounted cash flow."(1) The simpler procedure of using a ten-year forecast and a discount rate is "less reliable because the derivation of the discount rate has little support. Moreover, it is difficult to adjust the discount rate for changes in the cost of capital."(2)

We have used both methods to discount the subject property's projected net income into an estimate of value. Method One is a ten-year discounted cash flow analysis in which the cash flow to equity and the equity reversion are discounted to the present value at the equity yield rate, and the income to the mortgagee is discounted at a mortgage interest rate. The sum of the equity and mortgage values is the total property value. Method Two is a simple ten-year discounted cash flow analysis in which the annual net income before debt service and the reversionary proceeds following a sale at the end of the tenth year are discounted back to the date of the appraisal at an overall discount rate, and then totaled to produce an indication of the present worth of future benefits.

To convert the projected income stream into an estimate of value through Method One, the anticipated net income (before debt service and depreciation) is allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. The total of the mortgage component and the equity component equals the value of the property. The process is described as follows.

1. The terms of typical hotel financing are set forth, including interest rate, amortization term, and loan-to-value ratio.

2. An equity yield rate of return is established. Numerous hotel buyers base their equity investments on a ten-year equity yield rate projection that takes into account ownership benefits such as periodic cash flow distributions, residual sale or refinancing distributions that return any property appreciation and mortgage amortization, income tax benefits, and various non-financial considerations such as status and prestige. The equity yield rate is also known as the internal rate of return on equity.


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

(2) Ibid.

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3. The value of the equity component is calculated by first deducting the annual debt service from the projected net income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value. After deducting the mortgage balance at the end of the tenth year and the typical brokerage and legal costs, the equity residual is discounted back to the date of value at the equity yield rate. The net income to equity for each of the ten projection years is also discounted to the present value. The sum of these discounted values equates to the value of the equity component. Adding the equity component to the initial mortgage balance yields the overall property value.

      Because the mortgage and the debt service amounts are unknown but the loan-to-value ratio was determined in Step #1, the preceding calculation can be solved through an iterative process or by use of a linear algebraic equation that computes the total property value. The algebraic equation that solves for the total property value using a ten-year mortgage and equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(1)

4. The value is proven by allocating the total property value between the mortgage and equity components and verifying that the rates of return set forth in Steps #1 and #2 can be met from the projected net income.

The process of converting the projected income stream into an estimate of value through Method Two is described as follows.

1. A discount rate is established by evaluating the total property yield derived by Method One. Occasionally, the discount rate may be adjusted slightly based on the total property yields indicated by recent transactions involving hotels similar to the subject property.

2. The reversionary value is calculated by capitalizing the 11th-year net income by the terminal capitalization rate and deducting typical brokerage and legal fees.


(1) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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3. The ten-year forecast of net income (before debt service and depreciation) and the reversionary value are discounted to the date of value at the rate derived above.

Review of Operating History

Because the Grand Kempinski Dallas is an existing hotel with an established operating performance, its historical income and expense experience can serve as a basis for projections. The subject property opened in 1983, and achieved occupancy levels of 73.5% in 1995 and 71.9% in 1996. The following income and expense statements were provided by Morgan Stanley Mortgage Capital, Inc., and are unaudited. Where applicable, we have reorganized the statements in accordance with the Uniform System of Accounts for Hotels.

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Table 10-1  Historical Operating Performance
--------------------------------------------------------------------------------

Calendar Year:                               1996                                        1995
                           -----------------------------------------  -------------------------------------------
No. of Rooms:                  528                                        528
No. of Occupied Rooms:     138,915                                    141,743
Complimentary Rooms:         3,847                                      3,829
No. of Days Open:              366                                        365
Occupancy:                   71.9%            Amount per  Amount per    73.5%            Amount per  Amount per
Average Rate:              $104.61  Percent   Available   Occupied     $97.41  Percent   Available    Occupied
                            (+000)  of Gross    Room        Room       (+000)  of Gross    Room         Room
----------------------------------------------------------------------------------------------------------------
REVENUE
 Rooms                     $14,533    46.2 %   $27,524     $104.61    $13,807   48.2 %    $26,150      $97.41
 Food                       10,600    33.7      20,075       76.30      9,561   33.4       18,108       67.45
 Beverage                    3,698    11.8       7,004       26.62      3,018   10.5        5,716       21.29
 Telephone                     894     2.8       1,694        6.44        841    2.9        1,594        5.94
 Minor Operated Depts          724     2.3       1,372        5.21        669    2.3        1,267        4.72
 Other Income                  984     3.1       1,863        7.08        721    2.5        1,365        5.09
                           -------------------------------------------------------------------------------------
    Total                    31,433   99.9      59,531      226.27     28,618   99.8       54,201      201.90
----------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
 Rooms                       3,068    21.1       5,810       22.08      2,920   21.2        5,531       20.60
 Food & Beverage             7,941    55.5      15,040       57.16      7,469   59.4       14,147       52.70
 Telephone                     323    36.1         612        2.32        310   36.9          588        2.19
 Minor Operated Depts          499    68.9         946        3.59        473   70.6          895        3.33
   Total                    11,831    37.6      22,407       85.17     11,173   39.0       21,161       78.82
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DEPARTMENTAL INCOME         19,602    62.3      37,125      141.11     17,445   60.8       33,040      123.08
----------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
 Administrative & General    1,892     6.0       3,582       13.62      1,913    6.7        3,624       13.50
 Management Fee                300     1.0         568        2.16        300    1.0        3,795       14.13
 Marketing                   1,939     6.2       3,673       13.96      2,004    7.0        3,795       14.13
 Property Oper. & Maint.     1,519     4.8       2,876       10.93      1,256    4.4        2,379        8.86
 Energy                      1,068     3.4       2,023        7.69      1,117    3.9        2,116        7.88
   Total                     6,717    21.4      12,722       48.36      6,590   23.0       15,708       58.51
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HOUSE PROFIT                12,884    40.9      24,403       92.75     10,855   37.8       17,332       64.57
----------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
 Property Taxes              1,158     3.7       2,194        8.34        985    3.4        1,865        6.95
 Insurance                     153     0.5         290        1.10        143    0.5          271        1.01
 Reserve for Replacement     1,723     5.5       3,263       12.40        968    3.4        1,833        6.83
   Total                     3,034     9.7       5,747       21.84      2,096    7.3        3,969       14.78
----------------------------------------------------------------------------------------------------------------
NET INCOME                  $9,850    31.2 %   $18,656      $70.91     $8,759   30.5 %    $13,363      $49.79
================================================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues.

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Table 10-2  Historical Operating Performance
--------------------------------------------------------------------------------

Calendar Year:                               1994                                        1993
                           -----------------------------------------  -------------------------------------------
No. of Rooms:                  528                                        528
No. of Occupied Rooms:     140,046                                    123,148
Complimentary Rooms:         4,250                                          0
No. of Days Open:              365                                        365
Occupancy:                   72.7%            Amount per  Amount per    63.9%            Amount per  Amount per
Average Rate:               $91.32  Percent   Available   Occupied     $88.48  Percent   Available    Occupied
                            (+000)  of Gross    Room        Room       (+000)  of Gross    Room         Room
----------------------------------------------------------------------------------------------------------------
REVENUE
 Rooms                     $12,789     48.8 %  $24,221     $91.32     $10,897    47.6 %   $20,638      $88.48
 Food                        8,586     32.8     16,261      61.31       7,751    33.9      14,680       62.94
 Beverage                    2,725     10.4      5,161      19.46       2,649    11.6       5,018       21.51
 Telephone                     880      3.4      1,667       6.28         673     2.9       1,275        5.47
 Minor Operated Depts        1,230      4.7      2,329       8.78         906     4.0       1,716        7.36
 Other Income                    0      0.0          0       0.00           0     0.0           0        0.00
                          --------------------------------------------------------------------------------------
    Total                   26,210    100.1     49,639     187.15      22,876   100.0      43,326      185.76
----------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
 Rooms                       2,901     22.7      5,494      20.71       2,625    24.1       4,971       21.31
 Food & Beverage             7,047     62.3     13,347      50.32       6,687    64.3      12,665       54.30
 Telephone                     323     36.7        612       2.31         356    52.8         674        2.89
 Minor Operated Depts          434     35.3        823       3.10         220    24.3         418        1.79
   Total                    10,706     40.8     20,276      76.44       9,888    43.2      18,727       80.29
----------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME         15,504     59.3     29,364     110.71      12,988    56.8      24,599      105.47
----------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
 Administrative & General    1,675      6.4      3,172      11.96       1,666     7.3       3,155       13.53
 Management Fee                300      1.1        568       2.14         300     1.3         568        2.44
 Marketing                   1,765      6.7      3,343      12.60       1,763     7.7       3,339       14.32
 Property Oper. & Maint.     1,396      5.3      2,644       9.97       1,173     5.1       2,221        9.52
 Energy                      1,099      4.2      2,082       7.85       1,077     4.7       2,040        8.75
   Total                     6,235     23.7     11,810      44.52       5,979    26.1      11,324       48.55
----------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                 9,268     35.6     17,554      66.19       7,009    30.7      13,275       56.92
----------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
 Property Taxes                767      2.9      1,453       5.48         767     3.4       1,452        6.22
 Insurance                     158      0.6        299       1.13         135     0.6         256        1.10
 Reserve for Replacement     1,013      3.9      1,918       7.23       1,322     5.8       2,504       10.74
   Total                     1,937      7.4      3,669      13.83       2,224     9.8       4,212       18.06
----------------------------------------------------------------------------------------------------------------
NET INCOME                  $7,331     28.2 %  $13,885     $52.36      $4,786    20.9 %    $9,063      $38.86
================================================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues.

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Comparable Operating Statements

These historical income and expense statements show an efficient operation, that has been able to increase revenues, while also increasing the net income, both as a dollar amount and as a percentage of total revenue. Between 1995 and 1996 revenues increased by approximately $3 million from $28,618,000 to $31,433,000 as a result of increasing revenues in all departments.

The food and beverage expense declined from 59.4% of food and beverage revenue in 1995 to 55.5% in 1996 - a level that is extremely efficient in a full-service property which operates its own butcher shop and pastry shop. In our base year estimates, we have increased the food and beverage expense to 60.0% of food and beverage revenue to bring it more in line with industry standards, which more commonly range from 68% to 80%. Total departmental expense as a percentage of revenue decreased from 39.0% in 1995 to 37.6% in 1996.

Operating expenses also show a very efficient operation. In 1996, the management fee expense was only 1.0% of gross revenues; we increased this expense to 3.0% of gross revenues in our base year estimate to reflect industry standards.

The reserve for replacement included in the historical statements reflects the actual capital expenditures during those years. This expense increased from 3.4% of total revenue in 1995 to 5.5% in 1996, reflecting the expenses of the guestroom and corridor renovation as well as some of the public areas renovations undertaken at the subject property in 1996 and beginning of 1997. We have utilized a reserve for replacement equal to 4.0% of gross revenues in our base year estimate in accordance with industry standards. Net income increased over $1 million between 1995 and 1996.

Forecast of Income and Expense

The forecast of income and expense is intended to reflect the appraiser's subjective estimate of how a typical buyer would project the subject property's future operating results. Depending on the dynamics of the local market, a typical buyer's projection may be adjusted upward or downward. We have attempted to consider these factors in formulating this forecast.

HVS International uses a fixed-and-variable component model to project a lodging facility's revenue and expense levels. This model is based on the premise that hotel revenues and expenses have one component that is fixed, and another that varies directly with occupancy and facility usage. A

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projection can be made by taking a known level of revenue or expense and calculating its fixed and variable components. The fixed component is then held constant, while the variable component is adjusted for the percent change between the projected occupancy and facility usage and that which produced the known level of revenue or expense.

Base-Year Statement of Income and Expense

Based on our review of the operating histories of the subject property and comparable hotels, we have derived a base-year statement of income and expense expressed in 1996 dollars. The units of comparison include a percentage of departmental and total revenue, amounts per available room, and amounts per occupied room. The income and expense ratios reflect an occupancy level of 71.9%. The base-year profit and loss statement will be used to determine the relationship between the fixed and variable components.

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Table 10-3  Base-Year Statement of Income and Expense
--------------------------------------------------------------------------------

Calendar Year:               1996

No of Rooms:                  528
Occupancy:                   71.9%            Amount per  Amount per
Average Rate:              $104.61  Percent   Available    Occupied
No of Occupied Rooms:      138,915  of Gross   Room          Room
---------------------------------------------------------------------
REVENUES
 Rooms                     $14,533   46.4 %    $27,524     $104.61
 Food                       10,600   33.9      $20,075       76.30
 Beverage                    3,698   11.8        7,004       26.62
 Telephone                     894    2.9        1,694        6.44
 Minor Operated Depts          579    1.8        1,096        4.17
 Other Income                1,008    3.2        1,909        7.25
   Total                    31,311  100.0       59,301      225.40
---------------------------------------------------------------------
EXPENSES
 Rooms*                      3,068   21.1        5,810       22.08
 Food & Beverage*            8,579   60.0       16,248       61.75
 Telephone*                    323   36.1          612        2.32
 Minor Operated Depts*         371   64.1          703        2.67
 Administrative & General    1,892    6.0        3,582       13.62
 Management Fee                939    3.0        1,779        6.76
 Marketing                   1,939    6.2        3,673       13.96
 Property Oper. & Maint.     1,519    4.8        2,876       10.93
 Energy                      1,068    3.4        2,023        7.69
 Property Taxes              1,158    3.7        2,194        8.34
 Insurance                     153    0.5          290        1.10
 Reserve for Replacement     1,252    4.0        2,372        9.02
   Total                    22,261   71.1       42,161      160.25
---------------------------------------------------------------------
NET INCOME                 $ 9,050   28.9 %    $17,141      $65.15
=====================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues.

--------------------------------------------------------------------------------
Inflation Assumptions

The base revenue and expense amounts are inflated to reflect current dollars for each projection year. Line items can be affected by different factors.

We must establish a general rate of inflation that will be applied to most revenue and expense categories. The following table shows inflation estimates made by economists at some noted institutions and corporations.

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================================================================================
Table 10-4  Inflation Estimates
--------------------------------------------------------------------------------

                                                 Projected Increase in Consumer Price Index
                                                 (Annualized Rate Versus 12 Months Earlier)
                                                --------------------------------------------
                                                       May                    November
Source                                               of 1997                  of 1997
--------------------------------------------------------------------------------------------
Maureen Allyn, Scudder Stevens Clark                   2.6 %                    2.8 %
Wayne Angell, Bear Stearns                             3.3                      3.2
Richard Berner, Mellon Bank                            2.7                      3.0
David Berson, Fannie Mae                               2.6                      2.9
David Blitzer, S&P                                     3.1                      2.8
Paul Boltz, T. Rowe Price                              3.3                      3.5
David Bostian, Herzog, Heine, Geduld                   2.4                      1.6
Philip Braverman, DKB Securities                       3.0                      3.0
William Brown, J.P. Morgan                             2.8                      2.9
Rosanne Cahn, CS First Boston                          2.8                      2.7
James Coons, Huntington National Bank                  3.0                      2.9
Michael Cosgrove, The Econoclast                       3.3                      3.0
Robert Crow, Bechtel Group                             2.8                      2.7
Dewey Daane, Vanderbilt University                     3.1                      3.3
WDudley, Goldman Sachs                                 3.0                      3.4
Michael Englund, MMS Intl.                             3.3                      3.4
Gail Fosler, Conference Board                          3.3                      3.9
Maury Harris, Paine Webber, Inc.                       2.9                      2.9
Michael J. Held, Smith Barney                          2.9                      2.8
Tracy Herrick, Jefferies & Co.                         3.4                      3.9
Stuart Hoffman, PNC Bank                               3.1                      2.8
William Hummer, Wayne Hummer                           3.1                      3.0
Edward Hyman, ISI Group                                2.5                      2.5
Saul Hymans, University of Michigan                    2.1                      1.9
Mieczyslaw Karczmar, Deutsche Bank                     3.3                      3.5
Kurt Karl, WEFA Group                                  2.5                      2.5
Irwin Kellner, Chase Regional Bank                     2.2                      2.1
D Laufenberg, American Express Financial Advisors      3.1                      3.4
Carol Leisenring, CoreStates Financial                 2.7                      2.5
Mickey Levy, NationsBank Capital Markets               2.8                      2.5
David Littmann, Comerica                               3.0                      3.0
John Lonski, Moody's Investors Service                 3.5                      3.2
Paul McCulley, UBS Securities                          2.7                      2.7
John McDevitt, 3M                                      2.7                      2.8
Arnold Moskowitz, Moskowitz Capital                    3.0                      3.1
John Mueller, LBMC, Inc.                               3.0                      2.8
David Munro, High Frequency Econ.                      2.8                      2.6
Carl Palash, MCM MoneyWatch                            3.5                      3.5
Nicholas Perna, Fleet Financial Group                  3.1                      3.3
Elliott Platt, Donaldson Lufkin Jenrette               2.8                      2.3
Maria F. Ramirez, MF Ramirez                           2.9                      2.5
Donald Ratajczak, Georgia State University             3.2                      3.3
David Resler, Nomura Securities International          2.7                      2.7
Allan Reynolds, Hudson Institute                       3.1                      3.6
Richard Rippe, Prudential Securities                   3.0                      3.2
A Gary Schilling, Schilling & Co.                      2.5                      2.5
Allen Sinai, Lehman Brothers                           3.3                      3.1
James Smith, University of North Carolina              2.4                      2.2
Susan Sterne, Economic Analysis                        2.8                      3.0
Donald Straszheim, Merrill Lynch                       2.7                      2.9
Thomas Synott III, U.S. Trust Company                  3.3                      3.0
John Walter, Dow Corning                               2.8                      2.4
John Williams, Bankers Trust                           3.2                      3.3
Raymond Worseck, A.G. Edwards                          3.3                      3.5
David Wyss, DRI/McGraw-Hill                            2.8                      2.9
Edward Yardeni, Deutsche Morgan Grenfell               3.0                      2.2
Mark Zandi, Regional Financial Associates              3.0                      3.2
                                                   -------                  -------
                  Averages                             2.9 %                    2.9 %

                    Source: Wall Street Journal, Jan 2, 1997

--------------------------------------------------------------------------------

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The preceding table shows inflation forecasts averaging 2.9% for both the first and second half of 1997. Most of the economists in the sample estimate inflation rates ranging from 2.5% to 3.3% for the 12-month period, although several anticipate levels of slightly greater than 3.4% during the second half of the year. As a further check on these inflation projections, we have reviewed historical increases in the Consumer Price Index.

Because the value of real estate is predicated on cash flows over a relatively long period, inflation should be considered from a long-term perspective. Between 1986 and 1995, the national CPI increased at an average annual compounded rate of 3.7%. In consideration of these historical trends, the projections set forth above, and our assessment of probable property appreciation levels, we have selected an annual stabilized inflation rate of 3.5% throughout the projection period.

One of the exceptions to this general inflation assumption is the projected growth in average rate. As noted earlier, increases in the subject property's room rate are projected as follows.

================================================================================
Table 10-5  Projected Growth in Average Rate
--------------------------------------------------------------------------------

                                        Increase From
                        Year            Previous Year
                  ----------------------------------------
                      1997/98               5.7 %
                      1998/99               3.0
                      1999/00               3.5
                      2000/01               3.5
                     Thereafter             3.5

--------------------------------------------------------------------------------

Using these inflation assumptions, the base-year income and expense statement (which is expressed in 1996 dollars) is inflated to arrive at projections. Each revenue and expense category will be projected using the inflated base statement to determine the fixed-and-variable component relationships.

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Rooms Revenue

Rooms revenue is determined by two variables: occupancy and average rate. Earlier in this report, we estimated the subject property's occupancy and average rate as follows.

================================================================================
Table 10-6  Projected Occupancy and Average Rate
--------------------------------------------------------------------------------

                                        1997/98    1998/99     Stabilized
---------------------------------------------------------------------------
Projected Occupancy Percentage            73.0 %      71.0 %        71.0 %
Projected Average Rate                 $110.55     $113.83       $117.82

--------------------------------------------------------------------------------

Rooms revenue is calculated as follows.

================================================================================
Table 10-7  Forecast of Rooms Revenue
--------------------------------------------------------------------------------

                                                                   Rooms
                                           No. of      Days       Revenue
   Year     Occupancy     Average Rate     Units      in Year      (+000)
---------------------------------------------------------------------------
 1997/98        73 %   x   $110.55      x   528    x    365    =  $15,553
 1998/99        71     x    113.83      x   528    x    365    =   15,576
Stabilized      71     x    117.82      x   528    x    365    =   16,122

--------------------------------------------------------------------------------

Food and Beverage Revenue

Food and beverage revenue is generated by a hotel's restaurants, lounges, coffee shops, snack bars, banquet rooms, and room service. In addition to providing a source of revenue, these outlets serve as an amenity that assists in the sale of guestrooms. With the exception of properties with active lounges or banquet facilities that draw local residents, in-house guests generally represent a substantial percentage of a hotel's food and beverage patrons.

The Uniform System of Accounts for Hotels/Eighth Revised Edition defines food revenue as, "revenue derived from the sale of food, including coffee, milk, tea and soft drinks. Food sales do not include meals charged on employees' (staff) checks." Beverage revenues are "derived from the sale of beverages." In addition to the revenue generated by the sale of food and beverages, hotels often produce other income that is related to this department, such as meeting room rentals, cover charges, service charges, and miscellaneous banquet revenue.

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Although food revenue varies directly with changes in occupancy, the small portion generated by banquet sales and outside capture is relatively fixed.

Food revenue was projected based on this relationship between the fixed and variable components. The following table shows the projected food revenue and several units of comparison that can be used to check the reasonableness of the forecast.

================================================================================
Table 10-8  Forecast of Food Revenue
--------------------------------------------------------------------------------

                                      1997/98     1998/99      Stabilized
-----------------------------------------------------------------------------
Projected Food Revenue (+000)         $11,142     $11,389         $11,788
     Percent of Total Revenue            33.6 %      33.9 %          33.9 %
    Amount per Available Room         $21,103     $21,570         $22,325
     Amount per Occupied Room          $79.20      $83.23          $86.15

--------------------------------------------------------------------------------
Based on these units of comparison, the projected food revenue appears reasonable when compared with industry standards.

Beverage revenue is generated by the sale of alcoholic beverages in a hotel's restaurants and banquet rooms and the sale of alcoholic and non-alcoholic beverages in the bars and lounges. The following table illustrates the forecast of beverage revenue.

================================================================================
Table 10-9  Forecast of Beverage Revenue
--------------------------------------------------------------------------------

                                    1997/98     1998/99     Stabilized
------------------------------------------------------------------------
Projected Beverage Revenue (+000)    $3,887      $3,974        $4,113

--------------------------------------------------------------------------------

Telephone Revenue

Telephone revenue is generated by hotel guests who charge local and long-distance calls to their rooms, and by individuals who use the property's public telephones. Prior to the deregulation of the telephone industry in the early 1980s, hotels were limited to a 15% commission on long-distance calls, a mark-up that allowed few profits. Deregulation and the development of sophisticated call-accounting equipment have resulted in profitable telephone departments. State-of-the-art equipment is capable of least-cost

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routing, automatic price billing, and posting telephone charges to guest folios. Hotels can select among various long-distance services, and can also work with any one of a number of Alternative Operator Services (AOS). These systems route and price calls, and may provide additional services.

In recent years, the hospitality industry has experienced diverging trends with respect to telephone revenue. Prices per call have increased, in some cases dramatically, yielding departmental profits as high as 50% to 55%. However, the number of long-distance calls billed per occupied room has declined as a result of the extensive use of long-distance carrier services that can be accessed locally or through a toll-free number. When guests charge long-distance calls to their personal or business accounts in this manner, the hotel loses the revenue associated with long-distance tariffs and mark-ups, and only receives an access fee.

Most telephone revenue varies directly with changes in occupancy. However, there is a small fixed component consisting of public telephone revenue, which is primarily generated by individuals using the hotel's food, beverage, and meeting facilities. Using this fixed-and-variable relationship, the subject property's telephone revenue is projected as follows.

================================================================================
Table 10-10  Forecast of Telephone Revenue
--------------------------------------------------------------------------------

                                       1997/98    1998/99    Stabilized
--------------------------------------------------------------------------
Projected Telephone Revenue (+000)      $947         $956        $989
Percent of Total Revenue                 2.9 %        2.8 %       2.8 %
Amount per Available Room             $1,793       $1,810      $1,873
Amount per Occupied Room              $6.73         $6.99       $7.23

--------------------------------------------------------------------------------

Minor Operated Departments

This line item refers to all revenue generated by the hotel's gift shop and flower shop before the latter was leased to a third party in March 15, 1997. Additional revenues are generated by the valet parking and parking garage, the guest valet service, and the health club.

Minor operated department income is highly sensitive to changes in occupancy and slightly correlated to food and beverage volume. Using this fixed-and-variable relationship, the subject property's minor operated departments revenue is projected as follows.

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Table 10-11  Forecast of Minor Operated Departments
--------------------------------------------------------------------------------

                                                    1997/98     1998/99  Stabilized
-------------------------------------------------------------------------------------
Projected Minor Operated Department Income (+000)      $607      $623         $645
Percent of Total Revenue                                1.8 %     1.9 %        1.9
Amount Per Available Room                            $1,150    $1,180       $1,221
Amount Per Occupied Room                              $4.31     $4.55        $4.71

--------------------------------------------------------------------------------

Other Income

Other income is derived from sources other than guestrooms, food and beverages, and telephone services. The subject property's other income refers principally to rent income generated from the lease of its retail space. Depending on the type of hotel and the facilities and amenities offered, other income may include the following items.

o Rentals - stores, office space, concession space, showcases, clubs, and storage.

o Commissions from auto rentals, photography, telegrams, and vending services.

o Concessions - revenue derived from charges for the privilege of operating departments that could be operated by the hotel. Gift shops, barber shops, and beauty salons are often operated as concessions.

o Cash discounts earned - discounts from creditors' accounts for payment within the discount period. This item does not include trade discounts, which are a deduction from the cost of goods sold.

o     Forfeited advance deposits and guaranteed no-shows.

o Service charges - service charges that are added to a customer's account but are not paid to service personnel.

o     Interest income - interest from house accounts.

o     Salvage - revenue from the sale of old or obsolete items.

Other income is highly sensitive to changes in occupancy and slightly correlated to food and beverage volume. Using this fixed-and-variable relationship, the subject property's other income is projected as follows. The items are net of any related expenses.

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Table 10-12  Forecast of Other Income
--------------------------------------------------------------------------------

                                1997/98        1998/99        Stabilized
---------------------------------------------------------------------------
Projected Other Income (+000)   $1,057         $1,085          $1,123
Percent of Total Revenue           3.2 %          3.2 %           3.2 %
Amount per Available Room       $2,002         $2,054          $2,126
Amount per Occupied Room         $7.51          $7.93           $8.21

--------------------------------------------------------------------------------

Rooms Expense

Rooms expense consists of items related to the sale and upkeep of guestrooms and public space. Salaries, wages, and employee benefits account for a substantial portion of this category. Although payroll varies somewhat with occupancy (because managers can schedule maids, bell personnel, and house cleaners to work when demand requires), much of a hotel's payroll is fixed. Front desk personnel, public area cleaners, the housekeeper, and other supervisors must be maintained at all times. As a result, salaries, wages, and employee benefits are only moderately sensitive to changes in occupancy.

Commissions represent remuneration to travel agents for booking rooms. Because these fees are based on a percentage of rooms revenue, they are highly dependent on occupancy and rate. Reservations is a similar expense that reflects the cost of a franchise reservation system that typically bills as a percentage of rooms revenue. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are only slightly affected by changes in volume. In light of these considerations, we project the subject property's rooms expense as follows.

================================================================================
Table 10-13  Forecast of Rooms Expense
--------------------------------------------------------------------------------

                                1997/98       1998/99     Stabilized
-----------------------------------------------------------------------
Projected Rooms Expense (+000)  $3,222        $3,298        $3,413
Percent of Rooms Revenue          20.7 %        21.2 %        21.2 %
Amount per Available Room       $6,102        $6,246        $6,465
Amount per Occupied Room        $22.88        $24.07        $24.92

--------------------------------------------------------------------------------

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Food and Beverage Expense

Food and beverage expenses consist of items necessary for the operation of a hotel's food, beverage, and banquet facilities. Although food and beverage revenues are projected separately and occupy separate categories on a hotel's income and expense statement, the corresponding expenses are combined into a single category.

The costs associated with food and beverage sales and payroll are moderately to highly correlated to food and beverage revenues, and comprise a substantial portion of this category. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are very slightly dependent on volume. Although the other expense items are basically fixed, they represent a relatively insignificant factor. After considering the fixed and variable components, we forecast the subject property's food and beverage expense as follows.

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Table 10-14  Forecast of Food and Beverage Expense
--------------------------------------------------------------------------------

                                          1997/98    1998/99    Stabilized
----------------------------------------------------------------------------
Projected Food & Beverage Expense (+000)   $8,983     $9,246      $9,570
Percent of Food and Beverage Revenue         59.8 %     60.2 %       60.2 %
Amount per Available Room                 $17,014    $17,511     $18,124
Amount per Occupied Room                   $63.85     $67.57      $69.94

--------------------------------------------------------------------------------

Telephone Expense Telephone expense consists of all costs associated with this department. In the case of small hotels with automated systems, the operation of telephones may be an additional responsibility of front desk personnel; however, most large properties employ full-time operators.

The bulk of the telephone expense consists of the cost of local and long-distance calls billed by the telephone companies that provide these services. Because most calls are made by in-house guests, these costs are moderately correlated to occupancy. Unless a particular hotel department incurs high expenses, use of telephone services by hotel employees is charged to this account. The remaining costs, which include salaries, wages, printing, and other expenses, are moderately fixed. The following table illustrates our forecast of telephone expense.

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Table 10-15  Forecast of Telephone Expense
--------------------------------------------------------------------------------

                                    1997/98      1998/99       Stabilized
----------------------------------------------------------------------------
Projected Telephone Expense (+000)   $339          $347           $360
Percent of Telephone Revenue         35.8 %        36.3 %         36.4 %
Amount per Available Room            $642          $658           $681
Amount per Occupied Room            $2.41         $2.54          $2.63

--------------------------------------------------------------------------------

Minor Operated Departments Expense

Minor operated departments expense consists of costs associated with minor operated departments, and is dependent on the nature of the revenue. For example, if the property operates its own gift shop, both revenues and expenses will be higher, and the hotel is responsible for the cost of goods sold, payroll, and so forth. Using a fixed-and-variable forecasting model, we project the subject property's minor operated expense as follows.

================================================================================
Table 10-16  Forecast of Other Income Expense
--------------------------------------------------------------------------------

                                               1997/98   1998/99   Stabilized
-----------------------------------------------------------------------------
Projected Minor Operated Depts Expense (+000)    $388      $400       $414
Percent of Minor Operated Depts Revenue          63.9 %    64.2 %     64.2 %
Amount per Available Room                        $735      $758       $784
Amount per Occupied Room                        $2.76     $2.92      $3.03

--------------------------------------------------------------------------------

Administrative and General Expense

Administrative and general expense includes the salaries and wages of all administrative personnel who are not directly associated with a particular department. Expense items related to the management and operation of the property are also allocated to this category.

Most administrative and general expenses are relatively fixed. The exceptions are cash overages and shortages; commissions on credit card charges; provision for doubtful accounts, which are moderately affected by the number of transactions or total revenue; and salaries, wages, and benefits, which are very slightly influenced by volume.

In recent years, several new items have been added to the administrative and general expense category. Human resources includes the cost of

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recruiting, relocating, and training personnel. Security consists of the cost of contract security for the property and related expenses.

The general insurance category includes premiums for liability, fidelity, life, theft coverage, and business interruption insurance. Fire and extended-coverage insurance on the building and contents is a separate insurance expense category. Liability insurance covers third-party actions involving bodily injury and personal property, and is typically based on rooms receipts, meeting and banquet income, and food and beverage revenue. Factors that may have an impact on a hotel's liability expense include the size of the meeting, banquet, and restaurant facilities; the ratio between the amount of alcohol served and total food and beverage sales; the presence of a dance floor; a high-rise structure; a swimming pool; life safety support systems; and the guest transportation services provided by the hotel. The following table illustrates our forecast of administrative and general expense.

================================================================================
Table 10-17  Forecast of Administrative and General Expense
--------------------------------------------------------------------------------

                                                1997/98   1998/99   Stabilized
--------------------------------------------------------------------------------
Projected Admin. & General Expense (+000)       $1,984    $2,040     $2,111
Percentage of Total Revenue                        6.0 %     6.1 %      6.1 %
Amount per Available Room                       $3,758    $3,864     $3,998
Amount per Occupied Room                        $14.10    $14.91     $15.43

--------------------------------------------------------------------------------
Management Fee

Management expense consists of the basic fee paid to the type of company that is anticipated to operate the subject property. Some companies provide management services alone, while others also provide a brand name affiliation. When a management company has no brand identification, the property owner often acquires a franchise that provides the necessary image and recognition. Although most hotel management companies employ a fee schedule that includes a basic fee (usually a percentage of total revenue) and an incentive fee (usually a percentage of defined profit), the incentive portion is often subordinated to debt service and does not appear in a forecast of net income before debt service. Basic hotel management fees are almost always based on a percentage of total revenue, which means they have no fixed component.

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Although the incentive fee does not decrease the cash flow available for debt service, it does reduce the potential cash flow to equity, and must be accounted for in the valuation process. Generally, the most appropriate procedure for handling the impact of the incentive fee on the equity component is to use the projected net income before debt service and incentive fee, but adjust the equity dividend or yield rate upward to reflect this added management cost. The adjusted equity dividend and yield rates will be described later in this section.

The subject property is currently operated by Kempinski International, Inc.. The terms of this agreement provide for an annual management fee of $300,000. This equates to roundly 1% of gross revenues in each of the projection years. For the purposes of this appraisal, we have assumed that the cost of management will be in line with prevailing market terms for management contracts, in recognition of the fact that a typical investor would anticipate incurring such costs. As a result, we have forecast the base management fee to be 3% of gross revenues throughout the projection period. Applying this management fee structure to the projection of total revenue yields the following forecast of the subject property's management fee.

================================================================================
Table 10-18  Forecast of Management Fee
--------------------------------------------------------------------------------

                                  1997/98   1998/99   Stabilized
-------------------------------------------------------------------
Projected Management Fee (+000)    $996     $1,008     $1,043

--------------------------------------------------------------------------------

Marketing Expense

Marketing expense consists of all costs associated with advertising, sales, and promotion; these activities are intended to attract and retain customers. Marketing can be used to create an image, develop customer awareness, and stimulate patronage of a property's various facilities.

The marketing category is unique in that all expense items, with the exception of fees and commissions, are totally controlled by management. Most hotel operators establish an annual marketing budget that sets forth all planned expenditures. If the budget is followed, total marketing expenses can be projected accurately.

Marketing expenditures are unusual because although there is a lag period before results are realized, the benefits are often extended over a long

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period. Depending on the type and scope of the advertising and promotion program implemented, the lag time can be as short as a few weeks or as long as several years. However, the favorable results of an effective marketing campaign tend to linger, and a property often enjoys the benefits of concentrated sales efforts for many months.

Marketing expense can be divided into five categories: sales, reservations, advertising and merchandising, other marketing activities, and fees and commissions. Together, these categories include all marketing efforts made by hotel personnel and outside parties. Marketing expenses are fixed, with the exception of reservations, fees, and commissions, which are calculated as a percentage of rooms revenue.

Based on the location of the subject property, the local market for transient accommodations, the competitive environment, and the hotel's anticipated market segmentation, we have developed the following marketing forecast using a fixed-and-variable component model.

================================================================================
Table 10-19  Forecast of Marketing Expense
--------------------------------------------------------------------------------

                                     1997/98    1998/99  Stabilized
-----------------------------------------------------------------------
Projected Marketing Expense (+000)    $2,034     $2,091    $2,164
Percentage of Total Revenue              6.1 %      6.2 %     6.2 %
Amount per Available Room             $3,852     $3,960    $4,099
Amount per Occupied Room              $14.46     $15.28    $15.82

--------------------------------------------------------------------------------

Property Operations and Maintenance

Property operations and maintenance expense is another expense category that is largely controlled by management. Except for repairs that are necessary to keep the facility open and prevent damage (e.g., plumbing, heating, and electrical items), most maintenance can be deferred for varying lengths of time.

Maintenance is an accumulating expense. If management elects to postpone performing a required repair, they have not eliminated or saved the expenditure; they have only deferred payment until a later date. A lodging facility that operates with a lower-than-normal maintenance budget is likely to accumulate a considerable amount of deferred maintenance.

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The age of a lodging facility has a strong influence on the required level of maintenance. A new or thoroughly renovated property is protected for several years by modern equipment and manufacturers' warranties. However, as a hostelry grows older, maintenance expenses escalate. A well-organized preventive maintenance system often helps delay deterioration, but most facilities face higher property operations and maintenance costs each year, regardless of the occupancy trend. The quality of initial construction can also have a direct impact on future maintenance requirements. The use of high-quality building materials and construction methods generally reduces the need for maintenance expenditures over the long term.

Property operations and maintenance is considered an operating expense; as such, it includes only those components that can be expensed, rather than capitalized, under Internal Revenue Service regulations. For example, if a table leg is broken, the repair of that leg is considered an expense and is chargeable to property operations and maintenance. If the table is replaced, it becomes a capital expenditure and does not appear under the property operations and maintenance category. Appraisers account for capital replacement of items such as furniture and equipment in the reserve for replacement account, which is discussed later in this section. Property operations and maintenance costs are relatively fixed, and are projected as follows.

================================================================================
Table 10-20  Forecast of Property Operations and Maintenance Expense
--------------------------------------------------------------------------------

                                               1997/98      1998/99   Stabilized
--------------------------------------------------------------------------------
Projected Prop. Oper. & Maint. Expense (+000)   $1,593      $1,637      $1,695
Percentage of Total Revenue                        4.8 %       4.9 %       4.9 %
Amount per Available Room                       $3,016      $3,101      $3,210
Amount per Occupied Room                        $11.32      $11.97      $12.39

--------------------------------------------------------------------------------

Energy Expense

The energy consumption of a lodging facility takes several forms, including water and space heating, air conditioning, lighting, cooking fuel, and other miscellaneous power requirements. The most common sources of hotel energy are electricity, natural gas, fuel oil, and steam. This category also includes the cost of water service.

Total energy cost depends on the source and quantity of fuel used. Electricity tends to be the most expensive source, followed by oil and gas. Although

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all hotels consume a sizable amount of electricity, many properties supplement their energy requirements with less expensive sources, such as gas and oil, for heating and cooking.

A large portion of a hostelry's energy consumption is relatively fixed. Restaurants, kitchens, public areas, and corridors must be continually lighted and climate-controlled, regardless of occupancy. The energy cost of an additional occupied room (i.e., a few hours of light, television, heat, or air conditioning) is minimal. The following table presents our forecast of the subject property's energy expense.

================================================================================
Table 10-21  Forecast of Energy Expense
--------------------------------------------------------------------------------

                                 1997/98       1998/99      Stabilized
-------------------------------------------------------------------------
Projected Energy Expense (+000)   $1,117        $1,153        $1,194
Percentage of Total Revenue          3.4 %         3.4 %         3.4 %
Amount per Available Room         $2,115        $2,185        $2,261
Amount per Occupied Room           $7.94         $8.43         $8.73

--------------------------------------------------------------------------------

Property Taxes

The estimate of property taxes was detailed in a previous section of this report. The following table summarizes these projections.

================================================================================
Table 10-22  Forecast of Property Taxes
--------------------------------------------------------------------------------

                                   1997/98    1998/99    Stabilized
----------------------------------------------------------------------
Projected Property Taxes (+000)     $1,173     $1,185      $1,197

--------------------------------------------------------------------------------

Insurance Expense

The insurance expense category consists of the cost of insuring the hotel and its contents against damage or destruction by fire, weather, sprinkler leakage, boiler explosion, plate glass breakage, and so forth. It does not include liability coverage, which is a component of administrative and general expense.

Insurance rates are based on many factors, including building design and construction, fire detection and extinguishing equipment, fire district,

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distance from the firehouse, and the area's fire experience. Insurance expenses do not vary with occupancy.

Based on historical levels, we project the subject property's insurance expense at approximately $160,000 in 1997/98 (the first projection period). In subsequent years, this amount is assumed to increase in tandem with inflation. The following table outlines our projection of insurance expense.

================================================================================
Table 10-23  Forecast of Insurance Expense
--------------------------------------------------------------------------------

                                     1997/98    1998/99      Stabilized
------------------------------------------------------------------------
Projected Insurance Expense (+000)    $160       $165           $171

--------------------------------------------------------------------------------

Reserve for Replacement

Furniture, fixtures, and equipment are essential to the operation of a lodging facility, and their quality often influences a property's class. This category includes all non-real estate items that are capitalized, rather than expensed. The furniture, fixtures, and equipment of a hotel are exposed to heavy use and must be replaced at regular intervals. The useful life of these items is determined by their quality, durability, and the amount of guest traffic and use.

Periodic replacement of furniture, fixtures, and equipment is essential to maintain the quality, image, and income-producing potential of a lodging facility. Because capitalized expenditures are not included in the operating statement but nevertheless affect an owner's cash flow, an appraisal should reflect these expenses in the form of an appropriate reserve for replacement.

Our industry experience indicates that a reserve for replacement of 3% to 5% of total revenue is generally sufficient to provide for the timely replacement of furniture, fixtures, and equipment. Because the reserve for replacement is based on a percentage of total revenue, it has no fixed component.

Based on an analysis of comparable lodging facilities, we believe that a reserve for replacement of 4.0% of total revenue is sufficient to provide for the periodic replacement of the subject property's furniture, fixtures, and equipment. The following table summarizes the projected reserve for replacement.

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================================================================================
Table 10-24  Forecast of Reserve for Replacement
--------------------------------------------------------------------------------

                                       1997/98     1998/99     Stabilized
---------------------------------------------------------------------------
Projected Replacement Reserves (+000)   $1,328      $1,344       $1,391

--------------------------------------------------------------------------------

Summary of Projections

Based on the preceding analysis, we have formulated a forecast of income and expense. The table on the following page presents a detailed forecast through the stabilized year, including amounts per available room (PAR) and per occupied room (POR). For the purpose of comparison, this table also presents the subject property's most recent full year of operating history. The second table illustrates our ten-year forecast of income and expense in less detail. The forecasts pertain to fiscal operating years beginning in 1997/98, and are expressed in inflated dollars for each year.

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================================================================================
Table 10-25  Detailed Forecast of Income and Expense through the Stabilized Year and Most Recent Operating History: Grand Kempinski Dallas, Addison, Texas
--------------------------------------------------------------------------------

                                Historical Operating Results
                           -------------------------------------
Fiscal Year:                  1966                                1997/98                             1998/99
No. of Rooms:                  528                                    528                                 528
Occupancy:                   71.9%                                  73.0%                               71.0%
Average Rate:              $104.61                                $110.55                             $113.83
No. of Days Open:              366     Percent                        365  Percent                        365  Percent
No.of 0ccupied Rooms:      138,915       of                       140,686    of                       136,831    of
                            (+000)      Gross     PAR      POR     (+000)  Gross      PAR      POR     (+000)   Gross      PAR
------------------------------------------------------------------------------------------------------------------------------------
REVENUE
 Rooms                     $14,533      46.2 %  $27,524  $104.61  $15,553   46.8 %  $29,456  $110.55  $15,576    46.4 %  $29,500
 Food                       10,600      33.7     20,075    76.30   11,142   33.6     21,102    79.20   11,389    33.9     21,570
 Beverage                    3,698      11.8      7,004    26.62    3,887   11.7      7,362    27.63    3,974    11.8      7,527
 Telephone                     894       2.8      1,694     6.44      947    2.9      1,794     6.73      956     2.8      1,811
 Minor Operated Depts          724       2.3      1,372     5.21      607    1.8      1,150     4.31      623     1.9      1,180
 Other Income                  984       3.1      1,863     7.08    1,057    3.2      2,002     7.51    1,085     3.2      2,055
   Total                    31,433      99.9     59,531   226.27   33,193  100.0     62,866   235.94   33,603   100.0     63,642
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
 Rooms                       3,068      21.1      5,810    22.08    3,219   20.7      6,097    22.88    3,294    21.1      6,239
 Food & Beverage             7,941      55.5     15,040    57.16    8,983   59.8     17,013    63.85    9,246    60.2     17,511
 Telephone                     323      36.1        612     2.32      339   35.8        642     2.41      347    36.3        657
 Minor Operated Depts          499      68.9        946     3.59      388   63.9        735     2.76      400    64.2        758
    Total                   11,831      37.6     22,407    85.17   12,929   39.0     24,487    91.90   13,287    39.5     25,165
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME         19,602      62.3     37,125   141.11   20,264   61.0     38,379   144.04   20,316    60.5     38,477
------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
 Administrative & General    1,892       6.0      3,582    13.62    1,984    6.0      3,758    14.10    2,040     6.1      3,864
 Management Fee                300       1.0        568     2.16      996    3.0      1,886     7.08    1,008     3.0      1,909
 Marketing                   1,939       6.2      3,673    13.96    2,034    6.1      3,852    14.46    2,091     6.2      3,960
 Property Oper. & Maint.     1,519       4.8      2,876    10.93    1,593    4.8      3,017    11.32    1,637     4.9      3,100
 Energy                      1,068       3.4      2,023     7.69    1,117    3.4      2,116     7.94    1,153     3.4      2,184
    Total                    6,717      21.4     12,722    48.36    7,724   23.3     14,629    54.90    7,929    23.6     15,017
------------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                12,884      40.9     24,402    92.75   12,540   37.7     23,750    89.13   12,387    36.9     23,460
------------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
 Property Taxes              1,158       3.7      2,194     8.34    1,173    3.5      2,222     8.34    1,185     3.5      2,244
 Insurance                     153       0.5        290     1.10      160    0.5        303     1.14      165     0.5        313
 Reserve for Replacement     1,723       5.5      3,263    12.40    1,328    4.0      2,515     9.44    1,344     4.0      2,545
    Total                    3,034       9.7      5,747    21.84    2,661    8.0      5,040    18.91    2,694     8.0      5,102

------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                  $9,850      31.2 %  $18,655   $70.91   $9,879   29.8 %  $18,710   $70.22   $9,693    28.8 %  $18,358
====================================================================================================================================

Food/Rooms                   72.9%                                  71.6%                               73.1%
Beverage/Food                34.9%                                  34.9%                               34.9%
Telephone/Rooms               6.2%                                   6.1%                                6.1%
Other Income/Rooms            6.8%                                   6.8%                                7.0%

Fiscal Year:                        Stabilized                             2000/01                               2001/02
No. of Rooms:                              528                                 528                                   528
Occupancy:                               71.0%                               71.0%                                 71.0%
Average Rate:                          $117.82                             $121.90                               $126.17
No. of Days Open:                          365  Percent                        365  Percent                          365  Percent
No.of 0ccupied Rooms:                  136,831    of                       136,831    of                         136,831    of
                             POR        (+000)  Gross      PAR      POR     (+000)   Gross      PAR       POR     (+000)   Gross
------------------------------------------------------------------------------------------------------------------------------------
REVENUE
 Rooms                     $113.83     $16,122   46.4 %  $30,534  $117.82  $16,680    46.4 %  $31,591   $121.90   17,264   46.4 %
 Food                        83.23      11,788   33.9     22,326    86.15   12,200    33.9     23,106     89.16   12,627   33.9
 Beverage                    29.04       4,113   11.8      7,790    30.06    4,257    11.8      8,063     31.11    4,406   11.8
 Telephone                    6.99         989    2.8      1,873     7.23    1,024     2.8      1,939      7.48    1,059    2.8
 Minor Operated Depts         4.55         645    1.9      1,222     4.71      667     1.9      1,263      4.87      691    1.9
 Other Income                 7.93       1,123    3.2      2,127     8.21    1,162     3.2      2,201      8.49    1,203    3.2
   Total                    245.58      34,780  100.0     65,871   254.18   35,990   100.0     68,163    263.02   37,250  100.0
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
 Rooms                       24.07       3,410   21.2      6,458    24.92    3,529    21.2      6,684     25.79    3,653   21.2
 Food & Beverage             67.57       9,570   60.2     18,125    69.94    9,904    60.2     18,758     72.38   10,251   60.2
 Telephone                    2.54         360   36.4        682     2.63      372    36.3        705      2.72      385   36.4
 Minor Operated Depts         2.92         414   64.2        784     3.03      428    64.2        811      3.13      444   64.3
    Total                    97.11      13,754   39.5     26,049   100.52   14,233    39.5     26,956    104.02   14,733   39.6
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME         148.47      21,026   60.5     39,822   153.66   21,757    60.5     41,206    159.01   22,517   60.4
------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
 Administrative & General    14.91       2,111    6.1      3,998    15.43    2,185     6.1      4,138     15.97    2,261    6.1
 Management Fee               7.37       1,043    3.0      1,975     7.62    1,080     3.0      2,045      7.89    1,118    3.0
 Marketing                   15.28       2,164    6.2      4,098    15.82    2,240     6.2      4,242     16.37    2,318    6.2
 Property Oper. & Maint.     11.96       1,695    4.9      3,210    12.39    1,754     4.9      3,322     12.82    1,815    4.9
 Energy                       8.43       1,194    3.4      2,261     8.73    1,236     3.4      2,341      9.03    1,279    3.4
    Total                    57.95       8,207   23.6     15,544    59.98    8,495    23.6     16,089     62.08    8,791   23.6
------------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                 90.53      12,819   36.9     24,278    93.68   13,262    36.9     25,117     96.92   13,726   36.8
------------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
 Property Taxes               8.66       1,197    3.4      2,267     8.75    1,238     3.4      2,345      9.05    1,282    3.4
 Insurance                    1.21         171    0.5        324     1.25      177     0.5        335      1.29      183    0.5
 Reserve for Replacement      9.82       1,391    4.0      2,634    10.17    1,440     4.0      2,727     10.52    1,490    4.0
    Total                    19.69       2,759    7.9      5,225    20.16    2,855     7.9      5,407     20.87    2,955    7.9
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                  $70.84     $10,060   28.9 %  $19,053   $73.52  $10,407    28.9 %  $19,710    $76.06  $10,771   28.9 %
====================================================================================================================================

Food/Rooms                               73.1%                               73.1%                                 73.1%
Beverage/Food                            34.9%                               34.9%                                 34.9%
Telephone/Rooms                           6.1%                                6.1%                                  6.1%
Other Income/Rooms                        7.0%                                7.0%                                  7.0%

Fiscal Year:
No. of Rooms:
Occupancy:
Average Rate:
No. of Days Open:
No.of 0ccupied Rooms:
                              PAR      POR
----------------------------------------------
REVENUE
 Rooms                     $32,697   $126.17
 Food                       23,915     92.28
 Beverage                    8,345     32.20
 Telephone                   2,006      7.74
 Minor Operated Depts        1,309      5.05
 Other Income                2,278      8.79
   Total                    70,549    272.23
----------------------------------------------
DEPARTMENTAL EXPENSES*
 Rooms                       6,919     26.70
 Food & Beverage            19,415     74.92
 Telephone                     729      2.81
 Minor Operated Depts          841      3.24
    Total                   27,903    107.67
----------------------------------------------
DEPARTMENTAL INCOME         42,646    164.56
----------------------------------------------
OPERATING EXPENSES
 Administrative & General    4,282     16.52
 Management Fee              2,117      8.17
 Marketing                   4,390     16.94
 Property Oper. & Maint.     3,438     13.26
 Energy                      2,422      9.35
    Total                   16,650     64.25
----------------------------------------------
HOUSE PROFIT                25,996    100.31
----------------------------------------------
FIXED EXPENSES
 Property Taxes              2,428      9.37
 Insurance                     347      1.34
 Reserve for Replacement     2,822     10.89
    Total                    5,597     21.60
----------------------------------------------
NET INCOME                 $20,400    $78.72
==============================================

Food/Rooms
Beverage/Food
Telephone/Rooms
Other Income/Rooms

* Departmental expense ratios are expressed as a percentage of departmental revenues

--------------------------------------------------------------------------------

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================================================================================
Table 10-26  Ten-Year Forecast of Income and Expense, Grand Kempinski Dallas,
             Addison, Texas  ($+,000)
--------------------------------------------------------------------------------

Fiscal Year:                                  1997/98          1998/99            1999/00          2000/01            2001/02
                                         ----------------  ----------------  ----------------  ----------------  ----------------
No. of Rooms:                                528               528               528               528               528
No. of Occupied Rooms:                   140,686           136,831           136,831           136,831           136,831
Occupancy:                                 73.0%   % of      71.0%  % of       71.0%  % of       71.0%  % of       71.0%  % of
Average Rate:                            $110.55  Gross    $113.83  Gross    $117.82  Gross    $121.90  Gross    $126.17  Gross
---------------------------------------------------------------------------------------------------------------------------------
REVENUE
 Rooms                                   $15,553   46.8 %  $15,576   46.4 %  $16,122   46.4 %  $16,680   46.4 %  $17,264   46.4 %
 Food                                     11,142   33.6     11,389   33.9     11,788   33.9     12,200   33.9     12,627   33.9
 Beverage                                  3,887   11.7      3,974   11.8      4,113   11.8      4,257   11.8      4,406   11.8
 Telephone                                   947    2.9        956    2.8        989    2.8      1,024    2.8      1,059    2.8
 Minor Operated Depts                        607    1.8        623    1.9        645    1.9        667    1.9        691    1.9
 Other Income                              1,057    3.2      1,085    3.2      1,123    3.2      1,162    3.2      1,203    3.2
  Total                                   33,193  100.0     33,603  100.0     34,780  100.0     35,990  100.0     37,250  100.0
---------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
  Rooms                                    3,219   20.7      3,294   21.1      3,410   21.2      3,529   21.2      3,653   21.2
  Food & Beverage                          8,983   59.8      9,246   60.2      9,570   60.2      9,904   60.2     10,251   60.2
  Telephone                                  339   35.8        347   36.3        360   36.4        372   36.3        385   36.4
  Minor Operated Depts                       388   63.9        400   64.2        414   64.2        428   64.2        444   64.3
   Total                                  12,929   39.0     13,287   39.5     13,754   39.5     14,233   39.5     14,733   39.6
---------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME                       20,264   61.0     20,316   60.5     21,026   60.5     21,757   60.5     22,517   60.4
---------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
  Administrative & General                 1,984    6.0      2,040    6.1      2,111    6.1      2,185    6.1      2,261    6.1
  Management Fee                             996    3.0      1,008    3.0      1,043    3.0      1,080    3.0      1,118    3.0
  Marketing                                2,034    6.1      2,091    6.2      2,164    6.2      2,240    6.2      2,318    6.2
  Property Oper. & Maint.                  1,593    4.8      1,637    4.9      1,695    4.9      1,754    4.9      1,815    4.9
  Energy                                   1,117    3.4      1,153    3.4      1,194    3.4      1,236    3.4      1,279    3.4
   Total                                   7,724   23.3      7,929   23.6      8,207   23.6      8,495   23.6      8,791   23.6
---------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                              12,540   37.7     12,387   36.9     12,819   36.9     13,262   36.9     13,726   36.8
---------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
  Property Taxes                           1,173    3.5      1,185    3.5      1,197    3.4      1,238    3.4      1,282    3.4
  Insurance                                  160    0.5        165    0.5        171    0.5        177    0.5        183    0.5
  Reserve for Replacement                  1,328    4.0      1,344    4.0      1,391    4.0      1,440    4.0      1,490    4.0
   Total                                   2,661    8.0      2,694    8.0      2,759    7.9      2,855    7.9      2,955    7.9
---------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                $9,879   29.8 %   $9,693   28.8 %  $10,060   28.9 %  $10,407   28.9 %  $10,771   28.9 %
=================================================================================================================================

Fiscal Year:                      2002/03          2003/04           2004/05           2005/06          2006/07
                             ----------------  ----------------  ----------------  ----------------  ----------------
No. of Rooms:                    528               528               528               528               528
No. of Occupied Rooms:       136,831           136,831           136,831           136,831           136,831
Occupancy:                     71.0%  % of       71.0%  % of       71.0%  % of       71.0%   % of      71.0%  % of
Average Rate:                $130.58  Gross    $135.15  Gross    $139.88  Gross    $144.78   Gross   $149.85  Gross
---------------------------------------------------------------------------------------------------------------------
REVENUE
 Rooms                       $17,868   46.4 %  $18,493   46.4 %  $19,140   46.4 %  $19,810   46.4 %  $20,504   46.4 %
 Food                         13,069   33.9     13,526   33.9     14,000   33.9     14,490   33.9     14,997   33.9
 Beverage                      4,560   11.8      4,719   11.8      4,885   11.8      5,056   11.8      5,232   11.8
 Telephone                     1,097    2.8      1,135    2.8      1,175    2.8      1,216    2.8      1,258    2.8
 Minor Operated Depts            715    1.9        740    1.9        766    1.9        793    1.9        820    1.9
 Other Income                  1,245    3.2      1,288    3.2      1,333    3.2      1,380    3.2      1,428    3.2
  Total                       38,554  100.0     39,901  100.0     41,299  100.0     42,745  100.0     44,239  100.0
---------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
  Rooms                        3,780   21.2      3,913   21.2      4,050   21.2      4,191   21.2      4,338   21.2
  Food & Beverage             10,610   60.2     10,981   60.2     11,366   60.2     11,763   60.2     12,175   60.2
  Telephone                      399   36.4        413   36.4        427   36.3        442   36.3        457   36.3
  Minor Operated Depts           459   64.2        475   64.2        492   64.2        509   64.2        527   64.3
   Total                      15,248   39.5     15,782   39.6     16,335   39.6     16,905   39.5     17,497   39.6
---------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME           23,306   60.5     24,119   60.4     24,964   60.4     25,840   60.5     26,742   60.4
---------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
  Administrative & General     2,340    6.1      2,422    6.1      2,507    6.1      2,595    6.1      2,686    6.1
  Management Fee               1,157    3.0      1,197    3.0      1,239    3.0      1,282    3.0      1,327    3.0
  Marketing                    2,399    6.2      2,483    6.2      2,570    6.2      2,660    6.2      2,753    6.2
  Property Oper. & Maint.      1,879    4.9      1,945    4.9      2,013    4.9      2,083    4.9      2,156    4.9
  Energy                       1,324    3.4      1,370    3.4      1,418    3.4      1,468    3.4      1,519    3.4
   Total                       9,099   23.6      9,417   23.6      9,747   23.6     10,088   23.6     10,441   23.6
---------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                  14,207   36.9     14,702   36.8     15,217   36.8     15,752   36.9     16,301   36.8
---------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
  Property Taxes               1,327    3.4      1,373    3.4      1,421    3.4      1,471    3.4      1,522    3.4
  Insurance                      190    0.5        196    0.5        203    0.5        210    0.5        218    0.5
  Reserve for Replacement      1,542    4.0      1,596    4.0      1,652    4.0      1,710    4.0      1,770    4.0
   Total                       3,059    7.9      3,165    7.9      3,276    7.9      3,391    7.9      3,510    7.9
---------------------------------------------------------------------------------------------------------------------
NET INCOME                   $11,148   28.9 %  $11,537   28.9 %  $11,941   28.9 %  $12,361   28.9 %  $12,791   28.9 %
=====================================================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues

--------------------------------------------------------------------------------

HVS International, Mineola, New York         Income Capitalization Approach  128
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The conversion of a property's projected net income into an estimate of value is based on the premise that investors typically purchase real estate with a small amount of equity cash (25% to 40%) and a large amount of mortgage financing (60% to 75%). The amounts and terms of available mortgage financing and the rates of return that are required to attract sufficient equity capital form the basis for allocating the net income between the mortgage and equity components and deriving a value estimate.

Mortgage Component

Data for the mortgage component may be developed from statistics of actual hotel mortgages made by long-term lenders. The American Council of Life Insurance, which represents 20 large life insurance companies, publishes quarterly information pertaining to the hotel mortgages issued by its member companies. The following table summarizes the average mortgage interest rates of the hotel loans made by these lenders. In addition, the average A corporate bond yield (as reported by Moody's Bond Record) is shown for the purpose of comparison.

HVS International, Mineola, New York         Income Capitalization Approach  129
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================================================================================
Table 10-27  Average Mortgage Interest Rates and Average A Corporate Bond Yields
--------------------------------------------------------------------------------

                                                                     Average A
                                          Average                    Corporate
             Period                     Interest Rate                Bond Yield
       -------------------------------------------------------------------------
        4th Quarter 1996                     9.49 %                     7.54 %
        3rd Quarter 1996                     8.96                       7.90
        2nd Quarter 1996                     8.82                       7.93
        1st Quarter 1996                     7.79                       7.37
        4th Quarter 1995                     8.44                       7.28
        3rd Quarter 1995                     8.61                       7.67
        2nd Quarter 1995                     9.25                       7.87
        1st Quarter 1995                     9.14                       8.50
        3rd Quarter 1994                     9.64                       8.48
        2nd Quarter 1994                     9.38                       8.28
        4th Quarter 1993                     9.38                       7.80
        3rd Quarter 1993                     8.41                       7.28
        2nd Quarter 1993                    10.53                       9.65
        4th Quarter 1992                     9.43                       8.48
        3rd Quarter 1992                     9.99                       8.38
        2nd Quarter 1992                     9.47                       8.79
        1st Quarter 1992                    10.02                       8.81
        4th Quarter 1991                    10.49                       8.97
        3rd Quarter 1991                    10.03                       9.29
        2nd Quarter 1991                    10.75                       9.45
        3rd Quarter 1990                    10.47                       9.89
        2nd Quarter 1990                    10.58                       9.83
        4th Quarter 1989                     9.96                       9.42
        3rd Quarter 1989                     9.55                       9.46
        2nd Quarter 1989                    10.54                       9.93
        1st Quarter 1989                    10.39                      10.16
        4th Quarter 1988                    10.07                      10.03
        3rd Quarter 1988                    10.66                      10.51
        2nd Quarter 1988                    10.09                      10.33
        4th Quarter 1987                    10.41                      10.45
        3rd Quarter 1987                    10.00                       9.95
        2nd Quarter 1987                     9.81                       9.46
        1st Quarter 1987                     9.43                       9.19
        4th Quarter 1986                     9.44                       9.55
        3rd Quarter 1986                     9.56                       9.71
        2nd Quarter 1986                     9.80                       9.91
        1st Quarter 1986                    10.99                      10.62

          Sources: American Council of Life Insurance; Moody's Bond Record

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Because of the six- to nine-month lag time in reporting and publishing hotel mortgage statistics, it is necessary to update this information to reflect current lending practices. Research by HVS International indicates that there is a close mathematical relationship between the average interest rate of a hotel mortgage and the concurrent yield on an average A corporate bond. Through a regression analysis, this relationship is expressed as follows.

                             Y = 2.811891 + 0.778037

      Where: Y = Estimated Hotel/Motel Mortgage Interest Rate
             X = Current Average A Corporate Bond Yield
                 (Coefficient of correlation is 96.0%)

The yield on Average A corporate bonds, as reported by Moody's Bond Record, was 7.97% for the month of March, 1997. Using a factor of 7.97% in the equation presented above produces an estimated hotel/motel interest rate of 9.01%.

In addition to the mortgage interest rate estimate derived from this regression analysis, HVS International constantly monitors the terms of hotel mortgage loans made by our institutional lending clients. In the past year, we have noted an increase in the availability of debt financing, and many lenders have returned to the market. The current level of lending activity represents a significant increase from the restricted environment of the early 1990s. Nonetheless, the market for hotel mortgage loans remains somewhat tight, particularly when compared to the conditions that prevailed in the mid-to late 1980s. In the current lending climate, strong hotel projects that are structured on an economic basis can secure mortgage financing at interest rates ranging from 8% to 11%, depending on the property, location, affiliation, and operator.

In the 1980s, when hotel mortgages were widely available, loan-to-value ratios typically ranged from 75% to 80%. Amortization schedules were generally based on 30 years, although the term of the loan was more likely to be seven to ten years. The few loans that were underwritten in the early 1990s were based on far more stringent parameters: loan-to-value ratios declined to a range of 50% to 65%, and amortization periods of 20 to 25 years were most common.

With the recent reemergence of hotel financing, loan-to-value requirements and amortization schedules have loosened somewhat. At present, we find

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that lenders who are active in the market are using loan-to-value ratios of 65% to 75%, and amortization periods of 25 to 30 years. The exact terms offered depend on specific factors such as the property's location, the age and quality of the physical facility, local hostelry market conditions, and (perhaps more significantly) the profile of the borrower. The strongest projects typically command the highest loan-to-value ratios.

Information pertaining to transactions that involved the Hotel & Motel Brokers of America, an association of active hotel sales agents, is summarized in a publication entitled, TransActions. The following table presents HMBA data regarding first-mortgage hotel financing.

                                  1991      1992       1993      1994     1995
                                  ----      ----       ----      ----     ----

Average First-Year Interest       9.8%      9.1%       8.4%      9.0%     9.7%
Loan-to-Value Ratio                74        73         76        73       73

Based on the preceding analysis of the current lodging industry mortgage market and adjustments for specific factors such as the property's location and conditions in the local hotel market, it is our opinion that a 9.5% interest, 25-year amortization mortgage with a 0.104844 constant is appropriate for the subject property. We believe that a mortgage lender will lend up to 70.0% of the hotel's market value as determined by this appraisal.

Equity Component

The remaining capital required for a hotel investment generally comes from the equity investor. The rate of return that an equity investor expects over a ten-year holding period is known as the equity yield. Unlike the equity dividend, which is a short-term rate of return, the equity yield specifically considers a long-term holding period (generally ten years), annual inflation-adjusted cash flows, property appreciation, mortgage amortization, and proceeds from a sale at the end of the holding period.

It is difficult to quantify the rate of return required by equity investors who are seeking to purchase hotel properties. To establish an appropriate equity yield rate, HVS International uses two sources of data: past appraisals and investor interviews.

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Past Appraisals - During the past 12 months, HVS International has appraised more than 400 hotels, including properties located in most major national markets. Each appraisal used a similar mortgage-equity approach in which income is projected and then discounted to a current value at rates reflecting the cost of debt and equity capital. In the case of hotels that were sold subsequent to our valuations, we are able to determine an appropriate equity yield rate by excluding incentive management fees from the projection of income and expense, inserting the projection into a valuation model, and adjusting the appraised value to reflect the actual sales price by modifying the return assumptions. The following table shows a representative sample of hotels that were sold shortly after we appraised them, along with the imputed equity return based on our valuation approach.

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Table 10-28  Sample of Hotels Sold
--------------------------------------------------------------------------------




                                                                                     Total
                                                      No. of   Date                 Property  Equity
Hotel                           City and State        Rooms   of Sale  Sales Price   Yield    Yield
-------------------------------------------------------------------------------------------------------
Residence Inn                   Lincoln, NE            120      6/95   $ 7,100,000    13.7 %   18.5 %
DFW Marriott                    Irving, TX             491      7/95    44,000,000    15.3     24.6
High Mesa Inn                   Sante Fe, NM           211      9/95    11,200,000    17.7     30.4
Radisson Hotel Agoura Hills     Agoura Hills, CA       281      9/95    12,100,000     8.1      6.2
Residence Inn - Perimeter West  Atlanta, GA            120     10/95    11,650,000    10.0     10.2
Terrace Garden Inn              Atlanta, GA            368     10/95    27,900,000    16.0     26.1
Doubletree, Marina del Ray      Marina del Ray, CA     368     11/95    16,500,000    21.3     33.6
Hyatt Regency Beaver Creek      Avon, CO               295      5/95    40,000,000     ---      ---
Embassy Suites                  Schaumburg, IL         209     12/95    17,800,000    13.5     18.9
Marriott Hotel                  Andover, MA            293     12/95    24,000,000    13.5     19.2
Doubletree Suites               Valley Forge, PA       229     12/95    28,500,000    15.5     10.7
Marriott Hotel                  Tysons Comer, VA       390     12/95    41,100,000    13.1     18.0
Marriott Hotel                  Warner Center, CA      461     12/95    57,900,000    11.6     14.2
Hilton at the Club              Pleasanton, CA         294     12/95    22,000,000    10.5     17.0
Ft. Lauderdale Airport Hilton   Dania, FL              388     12/95    14,792,000    22.2     36.8
DeSoto Hilton                   Savannah, GA           250      6/96     6,500,000     ---      ---
The Copley Plaza                Boston, MA             373      6/96    65,000,000     9.9     11.7
Arlington Park Hilton           Arlington Heights, I   421      8/96    13,000,000    15.2     28.9
Radisson Marque                 Winston-Salem, N       293      8/96     7,500,000    13.5     20.4
Ritz Carlton                    Kansas City, MO        373      8/96    42,500,000    10.9     14.9
Ritz-Carlton                    Philadelphia, PA       290      8/96    34,000,000    13.8     22.8
Hotel Park Tucson               Tucson, AZ             216      8/96    11,000,000    12.3     18.3
Embassy Suites Hotel            Palm Desert, CA        198      8/96    14,000,000    13.8     22.8
Sheraton Ft Lauderdale Airport  Dania, FL              250      8/96    22,000,000     9.0      9.1
Doubletree Hotel                Atlanta, GA            370      8/96    52,000,000    10.6     14.2
The Marque of Atlanta           Atlanta, GA            274      8/96    23,000,000    14.8     25.7
Doubletree Grand Hotel          Bloomington, MN        321      8/96    37,000,000    13.3     22.0
Sheraton Minneapolis Metrodome  Minneapolis, MN        252      8/96    18,000,000    13.1     21.5
Sheraton Needham                Needham, MA            247      8/96    20,000,000    15.0     26.8
Westin Hotel                    Waltham, MA            346      8/96    41,000,000    13.5     20.8
Embassy Suites                  St. Louis, MO          297      8/96    20,000,000    14.7     25.3
Allentown Hilton                Allentown, PA          224     10/96     7,500,000    12.2     18.9
Marriott's Casa Marina Resort   Key West, FL           311      1/97    62,800,000    12.6     18.3
Hotel Nikko                     Atlanta, GA            439      2/97    89,000,000    13.6     20.1

                                       Overall Rate Based on
                                        Net Operating Income
                                ---------------------------------

                                Stabilized  Historical  Projected
Hotel                              Year        Year     Year One
------------------------------  ---------------------------------
Residence Inn                      10.0 %       ---        ---
DFW Marriott                       11.3        12.1 %     12.6 %
High Mesa Inn                      13.1         ---       13.6
Radisson Hotel Agoura Hills         8.0         4.0        9.6
Residence Inn - Perimeter West      8.6         ---        9.6
Terrace Garden Inn                 12.2         8.5       11.2
Doubletree, Marina del Ray         17.0         ---       15.0
Hyatt Regency Beaver Creek          ---         ---        ---
Embassy Suites                     10.0         ---        ---
Marriott Hotel                      9.7         7.4       10.2
Doubletree Suites                  14.2         7.7       10.4
Marriott Hotel                     10.7         8.2        8.9
Marriott Hotel                      6.2         ---        ---
Hilton at the Club                 10.5         ---        ---
Ft. Lauderdale Airport Hilton      16.7         ---       14.5
DeSoto Hilton                       ---         ---        ---
The Copley Plaza                    8.5         6.6        8.3
Arlington Park Hilton              10.8         0.0       15.0
Radisson Marque                    11.9         5.3        5.5
Ritz Carlton                        8.7         7.1        8.2
Ritz-Carlton                       10.0         5.1        9.7
Hotel Park Tucson                  10.2         5.4        7.0
Embassy Suites Hotel               10.7         7.2       10.1
Sheraton Ft Lauderdale Airport      7.8         4.7        7.3
Doubletree Hotel                    9.1         7.0        8.8
The Marque of Atlanta              11.5         9.6       10.9
Doubletree Grand Hotel             10.3         9.9       11.3
Sheraton Minneapolis Metrodome     10.2         8.9       11.2
Sheraton Needham                   11.4         8.4       12.5
Westin Hotel                       10.2         6.4       10.8
Embassy Suites                     11.4         7.7       10.2
Allentown Hilton                    9.7         8.5       10.0
Marriott's Casa Marina Resort       9.7         9.8        9.2
Hotel Nikko                        13.6         8.1       10.4

                            Source: HVS International

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Investor Interviews - HVS International is in constant contact with numerous institutional and individual hotel investors. This source of equity funds has definite return requirements that can be expressed as an equity yield rate based on a ten-year projection of net income before incentive management fees but after debt service. Based on our surveys and investor interviews, the following table illustrates the range of equity yields generally required by individual and institutional investors.

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Table 10-29  Equity Yield Requirements
--------------------------------------------------------------------------------

              Source                               Equity Yield Requirement
              ------                               ------------------------

              Individual                                   20% - 24%
              Institution                                  18% - 22%

--------------------------------------------------------------------------------

Based on the assumed 70.0% loan-to-value ratio, the risk inherent in achieving the projected income stream, and the age, condition, and anticipated market position of the subject property, it is our opinion that an equity investor is likely to require an equity yield rate of 20.0% before payment of incentive management fees. This estimate is well supported by the equity yield requirements presented previously.

Terminal Capitalization Rate

Inherent in this valuation process is the assumption of a sale at the end of the ten-year holding period. The estimated reversionary sales price as of that date is calculated by capitalizing the projected 11th-year net income by an overall terminal capitalization rate. A percentage for the seller's brokerage and legal fees is deducted from this sales price, and the net proceeds to the equity interest (also known as the equity residual) are calculated by deducting the outstanding mortgage balance from the reversion.

To estimate a property's reversionary value, the appraiser must select a terminal capitalization rate and an allocation for brokerage and legal fees. The terminal capitalization rate is an overall rate that is applied to one stabilized year, and thus, it inherently incorporates the cost of debt and equity capital. The terminal capitalization rate can be derived through a mortgage and equity band of investment technique which calculates the weighted average cost of the capital used in a hotel investment. Combining the mortgage financing terms derived previously (namely, a 70.0% loan-to-value ratio and a 0.104844 debt service constant) with a cash-on-cash equity dividend rate of 20.0% produces the following overall capitalization rate.

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                      Percent          Rate of           Weighted
                     of Value          Return            Average

         Mortgage       70%       x    0.104844    =     0.073391
         Equity         30%       x    0.120000    =     0.036000
                                                         --------
               Overall Capitalization Rate               0.109391

Because this overall rate will be used to capitalize net income ten years from the date of value, an upward adjustment is appropriate to reflect the uncertainty inherent in this extended period. For the purpose of this valuation, we will use a terminal capitalization rate of 11.0%.

As a point of reference, the terminal capitalization rate can be compared to the going-in rate implied by the subject property's estimated value. The going-in rate reflects the capitalization rate that would be applicable if the hotel were operating at a stabilized level as of the date of value. This rate is calculated by dividing the stabilized net income (expressed in current dollars as of the date of value) by the value indicated by the income capitalization approach. Generally, the terminal capitalization rate is approximately 100 to 200 basis points above the going-in rate.

Summary of Valuation Variables

The following table summarizes the valuation variables that have been used to estimate the subject property's value via the income capitalization approach.

================================================================================
Table 10-30  Summary of Valuation Variables
--------------------------------------------------------------------------------

         Annual Net Income                  NI        See Forecast
         Loan-to-Value Ratio                M             70.0%
         Interest Rate                      i              9.5%
         Debt Service Constant              f            0.104844
         Equity Yield                       Ye            20.0%
         Brokerage and Legal Fees           b              3.0%
         Annual Constant Required to
          Amortize the Loan in Ten Years    fp           0.155277
         Terminal Capitalization Rate       Rr            11.0%

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Valuation of the Mortgage and Equity Components

The valuation of the mortgage and equity components is accomplished through use of an algebraic equation that calculates the exact amount of debt and equity that the hotel will be able to support based on the anticipated cash flow (derived from the forecast of income and expense) and the specific return requirements demanded by the mortgage lender (interest) and the equity investor (equity yield). The equation and the calculations associated with this simultaneous valuation formula are set forth in the Addenda to this report. Using the variables summarized above, we estimate the value of the subject property via the income capitalization approach at $89,963,000.

Proof of Value

The value is proven by calculating the yields to the mortgage and equity components during the projection period. If the mortgagee achieves a 9.5% yield and the equity yield is 20.0%, then $89,963,000 is the correct value by the income capitalization approach. Using the assumed financial structure set forth in the previous calculations, market value can be allocated between the debt and equity as follows.

                  Mortgage Component (70%)        $62,974,000
                  Equity Component   (30%)         26,989,000
                                                  -----------
                    Total                         $89,963,000

The annual debt service is calculated by multiplying the mortgage component by the mortgage constant.

                  Mortgage Component              $62,974,000
                  Mortgage Constant                  0.104844
                                                  -----------
                    Annual Debt Service           $ 6,602,421

The cash flow to equity is calculated by deducting the debt service from the projected net income before debt service.

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Table 10-31  Forecast of Net Income to Equity
--------------------------------------------------------------------------------

                        Net Income
                       Available for                       Net Income
             Year      Debt Service      Debt Service      to Equity
         --------------------------------------------------------------
           1997/98    $ 9,879,000     -  $6,602,000    =  $3,277,000
           1998/99      9,693,000     -   6,602,000    =   3,091,000
           1999/00     10,060,000     -   6,602,000    =   3,458,000
           2000/01     10,407,000     -   6,602,000    =   3,805,000
           2001/02     10,771,000     -   6,602,000    =   4,169,000
           2002/03     11,148,000     -   6,602,000    =   4,546,000
           2003/04     11,537,000     -   6,602,000    =   4,935,000
           2004/05     11,941,000     -   6,602,000    =   5,339,000
           2005/06     12,361,000     -   6,602,000    =   5,759,000
           2006/07     12,791,000     -   6,602,000    =   6,189,000

--------------------------------------------------------------------------------

The equity residual at the end of the tenth year is calculated as follows.

      Reversionary Value ($13,239,000 / 0.110 )  $ 120,355,000
      Less: Brokerage and Legal Fees                 3,611,000
      Less: Mortgage Balance                        52,690,000
                                                 -------------
            Net Sale Proceeds to Equity          $  64,054,000

The overall property yield (before debt service), the yield to the lender, and the yield to the equity position have been calculated by computer with the following results.

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Table 10-32  Overall Property Yields
--------------------------------------------------------------------------------

                                                       Projected Yield
                                                  (Internal Rate of Return)
Position                       Value             Over Ten-Year Holding Period
--------------------------------------------------------------------------------

Total Property              $89,963,000                    13.5 %
Mortgage                     62,974,000                     9.5
Equity                       26,989,000                    20.0

Note: Whereas the mortgage constant and value are calculated on the basis of monthly mortgage payments, the mortgage yield in this proof assumes single annual payments. As a result, the proof's derived yield may be slightly less than that actually input.

--------------------------------------------------------------------------------

The following tables demonstrate that the property receives its anticipated yields, proving that the $89,963,000 value is correct, based on the assumptions used in this approach.

================================================================================
Table 10-33  Total Property Yield
--------------------------------------------------------------------------------

               Net Income Before     Present Worth of $1
        Year     Debt Service          Factor at 13.5%           Cash Flow
      ---------------------------------------------------------------------
      1997/98   $  9,879,000      x       0.881196        =    $  8,705,000
      1998/99      9,693,000      x       0.776507        =       7,527,000
      1999/00     10,060,000      x       0.684255        =       6,884,000
      2000/01     10,407,000      x       0.602963        =       6,275,000
      2001/02     10,771,000      x       0.531328        =       5,723,000
      2002/03     11,148,000      x       0.468205        =       5,220,000
      2003/04     11,537,000      x       0.412580        =       4,760,000
      2004/05     11,941,000      x       0.363564        =       4,341,000
      2005/06     12,361,000      x       0.320371        =       3,960,000
      2006/07    129,535,000 *    x       0.282310        =      36,569,000
                                                               ------------
                                Total Property Value           $ 89,964,000

* 10th year net income of $12,791,000  plus sales proceeds of  $116,744,000

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Table 10-34  Mortgage Component Yield
--------------------------------------------------------------------------------

                                                Present Worth of $1         Discounted
       Year          Debt Service                  Factor at 9.4%           Cash Flow
---------------------------------------------------------------------------------------
     1997/98        $ 6,602,000          x           0.913820        =     $ 6,033,000
     1998/99          6,602,000          x           0.835068        =       5,513,000
     1999/00          6,602,000          x           0.763102        =       5,038,000
     2000/01          6,602,000          x           0.697338        =       4,604,000
     2001/02          6,602,000          x           0.637242        =       4,207,000
     2002/03          6,602,000          x           0.582325        =       3,845,000
     2003/04          6,602,000          x           0.532140        =       3,513,000
     2004/05          6,602,000          x           0.486280        =       3,210,000
     2005/06          6,602,000          x           0.444373        =       2,934,000
     2006/07         59,293,000 *        x           0.406077        =      24,078,000
                                                                           -----------
                                     Value of the Mortgage Component       $62,975,000

*10th year debt service of $6,602,000 plus outstanding mortgage balance of $52,690,000

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================================================================================
Table 10-35  Equity Component Yield
--------------------------------------------------------------------------------

                     Net Income                 Present Worth of $1         Discounted
       Year           to Equity                   Factor at 20.0%           Cash Flow
---------------------------------------------------------------------------------------
     1997/98        $ 3,277,000          x           0.833325        =     $ 2,731,000
     1998/99          3,091,000          x           0.694430        =       2,146,000
     1999/00          3,458,000          x           0.578686        =       2,001,000
     2000/01          3,805,000          x           0.482233        =       1,835,000
     2001/02          4,169,000          x           0.401857        =       1,675,000
     2002/03          4,546,000          x           0.334877        =       1,522,000
     2003/04          4,935,000          x           0.279062        =       1,377,000
     2004/05          5,339,000          x           0.232549        =       1,242,000
     2005/06          5,759,000          x           0.193789        =       1,116,000
     2006/07         70,243,000 *        x           0.161489        =      11,343,000
                                                                           -----------
                                     Value of the Equity Component         $26,988,000

*10th year net income to equity of  $6,189,000  plus sales proceeds of     $64,054,000

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Valuation Method Two: Discounted Cash Flow

The total property yield derived from the previous valuation method was 13.48%. After reviewing the total property yields indicated by recent hotel sales, which ranged from 7.2% to 36.0%, it is our opinion that a 13.5% discount factor would be appropriate for the Grand Kempinski Dallas. The following table illustrates the discounted cash flow analysis using a 13.5% discount factor.

================================================================================
Table 10-36  Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

                                   Discount Factor             Discounted
 Year            Net Income           at 13.5%                 Cash Flow
-------------------------------------------------------------------------
1997/98        $  9,879,000           0.88106                $  8,703,965
1998/99           9,693,000           0.77626                   7,524,307
1999/00          10,060,000           0.68393                   6,880,348
2000/01          10,407,000           0.60258                   6,271,077
2001/02          10,771,000           0.53091                   5,718,429
2002/03          11,148,000           0.46776                   5,214,609
2003/04          11,537,000           0.41213                   4,754,686
2004/05          11,941,000           0.36311                   4,335,846
2005/06          12,361,000           0.31992                   3,954,493
2006/07         129,534,909 *         0.28187                  36,511,377
                                                             ------------

                                 Estimated Market Value      $ 89,869,136
                                 (Say)                       $ 89,900,000

Reversion Analysis

11th-Year Net Income                                         $ 13,239,000
Capitalization Rate                                                 11.0%
                                                             ------------

 Total Sales Proceeds                                        $120,354,545
 Less: Brokerage & Legal Fees at 3.0%                           3,610,636
                                                             ------------

       Net Sales Proceeds                                    $116,743,909

* Tenth-year net income of $12,791,000 plus sales proceeds of $116,743,909
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Conclusion

Based on our extensive experience in the hotel industry and comprehensive support provided by literature published by the Appraisal Institute, it is our opinion that the valuation procedure embodied by Method One most closely reflects the investment rationale of typical hotel buyers. As stated in the textbook entitled, Hotels and Motels: A Guide to Market Analysis, Investment Analysis and Valuations,(1) Method Two (which discounts the projected net income and reversion using an overall discount rate, or total property yield) "does not consider the impact of mortgage debt, leverage and the specific equity demands of typical hotel investors. . . . This technique is simple but less reliable because the derivation of the discount rate has little support." In light of this consideration, we have relied on the $89,950,000 value conclusion indicated by Method One.


(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

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11. Sales Comparison Approach

The sales comparison approach is based on the assumption that an informed purchaser will pay no more for a property than the cost to acquire an existing property with equal utility. This approach estimates market value by considering the sales prices indicated by recent transactions involving properties that are similar to the property being appraised. Dissimilarities are resolved with appropriate adjustments; these differences may pertain to the date of sale, the age of the property, location, construction, condition, layout, equipment, size, or external economic factors. The reliability of the sales comparison approach depends on three factors:

1.    the availability of timely, comparable sales data;

2. an understanding of the true terms of the sales and the motivation of the buyer and seller;

3. the degree of comparability, or the extent of the adjustments needed to reflect differences between the subject property and the comparable property.

In appraising lodging facilities, it is often difficult to find an adequate number of recent sales involving hotels that are truly comparable to the subject property. Consequently, it may be necessary to consider transactions involving properties in different market areas, and the required adjustments greatly diminish the reliability of the conclusions. Moreover, it is virtually impossible for an observer to determine the true motivations of the buyers and sellers involved in transactions. Hotel acquisition often represents a highly ego-driven process in which a number of external, non-market factors influence the purchase price. Unless the appraiser can quantify these influences, there is no way of knowing whether the purchase price paid actually reflects market value. A final consideration is the degree of similarity between the subject property and the comparable; in most cases, the differences are significant enough to require numerous subjective and unsubstantiated adjustments. Each adjustment represents a potential for error,

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and thus diminishes the reliability of this approach. As a result of these shortcomings, the use of the sales comparison approach in valuing hotels is primarily as a check against the value indicated by the income capitalization approach.

Market Overview

Throughout the past decade, hotel values in the U. S. have fluctuated fairly dramatically. During the late 1980s and early 1990s, values declined in most parts of the country. The downturn, which began in most markets in 1988, was largely attributable to lower operating incomes caused by an oversupply of new hotel rooms that were constructed during the mid-1980s. Overbuilding resulted in flat or declining average rates and occupancies, which caused revenues to fall. A number of other factors exacerbated the situation. The national recession caused a drop in demand in many markets during the early 1990s, and the Persian Gulf War created a virtual freeze on travel in the beginning of 1991, further limiting hotel demand. Operating costs continued to rise despite poor market conditions, resulting in a decline in the net operating income of many hotels throughout the nation. Because operating costs have a large fixed component, some lodging facilities experienced precipitous drops in net income.

As bottom-line profits eroded, many hotels were unable to meet debt service, and hundreds of properties entered foreclosure or bankruptcy. Lenders and government agencies soon became hotel owners. Because most financial institutions were preoccupied with their distressed real estate, very little mortgage capital was available and the nation suffered from a well-publicized credit crunch. A majority of the hotel transactions that occurred during the early 1990s were financed by the property owners, who, in most cases, were lenders.

In the early 1990s, the primary market participants were owner-operators with the expertise to turn around underperforming properties. Hotels were out of favor with passive investors as a result of the industry's poor operating performance and the uncertainty of future appreciation. The wide disparity in buyer and seller expectations also limited the number of transactions. Many sellers were unwilling to accept the fact that the market value of their hotel investments had declined below the cost of the project or the original investment. Moreover, many owners were faced with a significant tax burden upon sale, further reducing their willingness to settle for a price that was below the original acquisition cost.

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As a result of these market forces, there was very little sales activity involving large, high-quality hotels in the early 1990s. The primary difficulty was the lack of properties available for sale; owners who were not forced to sell opted to wait for prices to recover. The few hotels that did enter the market during this period generally attracted 15 to 20 interested bidders, mostly consisting of owner-operators. As a result of the competition for these few assets, the prices of better-quality hotels began to escalate rapidly. In response, more sellers were encouraged to place their products on the market, and the number of hotels available for sale (and the number actually sold) began to rise in 1994. This trend has continued to accelerate.

An indicator of this market trend is the number of hotel sales that have occurred during the past few years. HVS International tracks major hotel transactions of more than $10,000,000 on an annual basis. In 1992, the number of major transactions was 67; a slightly lower level of 52 was registered in 1993. This total increased significantly - to 92 in 1994 and to 134 in 1995. In 1996, the total number of major transactions soared to an estimated 207.

The wider availability of mortgage capital has been a material factor influencing the increase in both market activity and prices. With the industry-wide slump in the early 1990s, traditional financing sources virtually abandoned the hospitality industry. Initially, the number of lenders returning to the market was extremely limited, and the underwriting criteria was fairly stringent: loan-to-value ratios were in the 60% to 70% range, and amortization periods were shortened to 20 or 25 years. The qualification of the borrower was also a crucial consideration for most lenders.

Since 1995, an increasing number of lenders have entered the hotel mortgage market. Although these institutions continue to adopt a cautious posture, the greater availability of funds has fostered competition, particularly for high-quality assets and well-qualified buyers. As a result, loan-to-value ratios are returning to historical levels of 70% to 75%, and interest rates remain in the 8.5% to 10.0% range for most deals. Amortization periods remain in the 20- to 25-year range. The lingering influence of the recent downturn is evident in the widespread practice of underwriting based on net income after the deduction of management fees and a reserve for replacement; these line items typically total 7% to 8% of gross revenues.

The current strength of the hotel industry is also supporting the increase in prices and the availability of mortgage capital. Moderate supply growth in the economy and mid-priced segments, limited development of new first

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class and luxury hotels, and the favorable national economy have yielded healthy occupancy levels and average rate increases that are well above inflation. This resulted in high revenue levels which, paired with modest expense increases and improved operating efficiency, led to record net income levels in 1996. Still greater gains are anticipated in 1997.

Real Estate Investment Trusts (REITs) are also influencing pricing trends and sales volume. Given their structure, organizational purpose, and low cost of capital, REITs are driven by the need to acquire assets. With several large REITs actively pursuing high-quality hotels, the competition for these properties is accelerating; this trend is exemplified by the rise in sales prices.

In the short term, as long as REITs continue to make purchases and maintain a strong position and reputation in the capital markets, sales prices are likely to increase. The continued availability of mortgage financing is also expected to support this trend. However, sales activity is expected to slow as the number of high-quality, available assets diminishes.

Given the dramatic changes in investor activity and attitudes that have occurred recently, if is our opinion that hotel sales that took place prior to 1995 cannot be relied on in preparing a sales comparison approach. Even sales data from 1995 may be subject to significant upward adjustments, depending on the location and condition of the property at the date of sale. These circumstances will be considered in our selection of comparable sales for the subject property.

Comparable Sales

Based on information provided by the Hospitality Market Data Exchange and compiled by the six offices of HVS International, the following transactions involved hotels that appear to have some degree of comparability to the subject property.

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Sale #1:
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Property:                           Occidental Grand Hotel
Location:                           Atlanta, Georgia
Date of Sale:                       March, 1997
Sales Price:                        $49,000,000
Grantor:                            N/A
Grantee:                            Blackstone Partnership
Year Opened:                        1993
Number of Rooms:                    245
Price per Room:                     $200,000
1996 Operating Data:
   Occupancy:                       69%
   Average Rate:                    $150.00
   RevPAR:                          $103.50
   Food & Beverage Revenue:         N/A
   Food & Beverage Profit:          N/A
Overall Capitalization Rate:
      1996 NOI:                     N/A
      1997 Projected NOI:           N/A
Confirmed By:                       Jon Gray, Blackstone

This sale represents the transfer of a mixed-use complex that includes the Occidental Grand Hotel and adjacent office space. The indicated sale price reflects an allocation made by the purchaser.

The facility is constructed of superior-quality materials and features high-grade finishes. In addition to guestrooms, the hotel features meeting space accommodating up to 600 people, business services, two restaurants, one lounge, and two bars, an indoor swimming pool, a health club, saunas, steam rooms, a whirlpool, and a sun terrace. The buyer plans to renovate the guestrooms (soft goods and some case pieces), and to reconfigure and renovate some of the food and beverage facilities and meeting space.

Subsequent to the transaction, the hotel was converted to a Four Seasons. The buyer indicated that the hotel has suffered from a lack of market identity and direction, as it was previously operated by Doubletree on the Intercontinental reservation system. The buyer believes that significant increases in revenues and net income can be readily attained with the new management and affiliation.

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Sale #2:
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Property:                           Hotel Nikko
Location:                           Atlanta, Georgia
Date of Sale:                       February 1997
Sales Price:                        $89,000,000
Grantor:                            JDC Group - Prudential Joint Venture
Grantee:                            Blackstone Group & Hyatt Hotels
Year Opened:                        1990
Number of Rooms:                    439
Price per Room:                     $202,733
1996 Operating Data:
   Occupancy:                       79%
   Average Rate:                    $148.00
   RevPAR:                          $116.92
   Food & Beverage Revenue:         $11,478,000
   Food & Beverage Profit:          $3,115,000  (27.1%)
Overall Capitalization Rate:
      1996 NOI:                     7.8%
      1997 Projected NOI:           10.4%
Confirmed By:                       Jon Gray, Blackstone

The Hotel Nikko is a superior facility, featuring high-grade finishes, which was in very good condition at the time of sale. No significant renovations were planned by the buyer. In addition to guestrooms, the subject property contains two restaurants, a lobby bar, approximately 20,000 square feet of indoor meeting space, an additional +/-6,300 square feet of outdoor meeting space, a business center, a health club, a gift shop, an outdoor swimming pool, and a Japanese Garden. The hotel is situated in Buckhead, the premiere office and retail market in Atlanta.

Subsequent to the transaction, the hotel was converted to a Hyatt, and managed by Hyatt Hotels. Hyatt believed some increase in revenues to be attainable with the conversion to a more widely known brand name. However, the real upside was perceived to be the opportunity to initiate more effective cost controls and improve overall profitability and net income levels.

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Sale #3:
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Property:                           Hyatt Regency Reston Town Center
Location:                           Reston, Virginia
Date of Sale:                       November, 1996
Sales Price:                        $66,400,000
Grantor:                            Property Investors, Inc., a subsidiary of
                                    Mobil
Grantee:                            BRE/Reston, L.L.C., a Blackstone affiliate
Year Opened:                        1990
Number of Rooms:                    625
Price per Room:                     $136,187
1996 Operating Data:
   Occupancy:                       77%
   Average Rate:                    $106.00
   RevPAR:                          $81.62
   Food & Beverage Revenue:         $11,134,000
   Food & Beverage Profit:          $2,685,000  (24.1%)
Overall Capitalization Rate:
      1996 NOI:                     9.9%
      1997 Projected NOI:           10.6%
Confirmed By:                       Jon Gray, Blackstone

The Hyatt is a full-service, first-class hotel which is situated within a larger, upscale office and retail complex known as Reston Town Center. In addition to guestrooms, the subject property contains four food and beverage facilities, approximately 24,000 square feet of meeting and banquet space, a health club, a gift shop, a parking garage, and appropriate back-of-the-house facilities. The hotel was reportedly in very good condition at the time of sale, with minimum renovations planned by the buyer.

The above-indicated price includes the acquisition amount of $66,400,000, plus related transaction costs, including financing and closing fees. One of the seller's primary motivations was reported to be certainty of execution rather than price maximization; a previous sale had reportedly fallen through, and the seller was anxious to complete the disposition of the property. Consequently, the contracted price may be slightly below market value.

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Sale #4
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Property:                           Hyatt Regency Westshore
Location:                           Tampa, Florida
Date of Sale:                       July, 1996
Sales Price:                        $73,000,000
Grantor:                            N/A
Grantee:                            Hyatt Hotels Corporation
Year Opened:                        1986
Number of Rooms:                    445
Price per Room:                     $164,045
1995 Operating Data:
   Occupancy:                       67%
   Average Rate:                    $124.00
   RevPAR:                          $83.08
   Food & Beverage Revenue:         $13,892,000
   Food & Beverage Profit:          $3,921,000  (28.2%)
Overall Capitalization Rate:
      1995 NOI:                     7.7%
      1996 Projected NOI:           9.2%

The Hyatt is a full-service, first-class hotel which is situated in the Westshore area of Tampa, the region's premiere office market. In addition to guestrooms, the hotel features meeting space accommodating up to 1,000 people, a business center, three restaurants, a lobby bar, two swimming pools, two lighted tennis courts, one racquetball court, a health club with exercise equipment, a whirlpool, and sauna, a private beach, and shops. The property was in excellent condition at the time of the sale.

The existing Hyatt management contract could be terminated only if Hyatt had the right of first refusal. Hyatt reportedly opted to purchase the property when it was placed on the market, and paid the seller's asking price.

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Adjustment Grid

In order to compare these sales to the subject property, several adjustments - such as property rights conveyed, conditions of sale, market conditions (time), location, and physical condition of the facilities - are necessary.

All of the comparable sales reflect transactions which have occurred within the past 12 months; therefore, we have made no specific adjustment for market conditions (time). Additionally, each transaction involved the transfer of the fee simple interest, as is the case of the subject property. Consequently, no adjustments are required for interest sold.

With respect to the conditions of sale, our review of each transaction indicates that each occurred in "market" conditions - that is, between willing buyers and sellers acting knowledgeably and in their own best interest.

The influence of management and brand affiliation on all of the transactions is notable. In the case of Sales #2, #3 and #4, the purchaser was a direct affiliate of the management company which was either currently managing the hotel (#3 and #4) or who assumed management of the hotel (#2). In the case of both Sales #1 and #2, the existing management and chain affiliation of the hotel were terminated in conjunction with the purchase, and a new management and chain affiliation were put in place. Reportedly, no significant cost was associated with the termination of the existing contract in either of these sales.

These circumstances suggest that the most likely purchaser of the Grand Kempinski hotel would be an investment group in conjunction with a management company. This opinion is particularly valid, given the fact that the Kempinski name is not well recognized in North America, and some upside in revenues could reasonably be anticipated to result from a change in chain affiliation. A review of the terms of the current management contract indicates that the contract provides for the termination of Kempinski International, Inc. with 12 months' notice, which equates to a termination "fee" of $300,000, the contractual management fee. Such an amount is relatively insignificant, given the hotel's total value, and thus, would not lessen the hotel's marketability. As a result, no adjustment is necessary for these conditions of sale.

Some adjustments must be made to reflect location, facilities, and the specific market in which each property operates. The subject property has its own individual characteristics in terms of these items. The sales prices of the comparable hotels that do not fit this profile need to be adjusted. It is

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our experience that each of the factors listed above will influence a hotel's ability to attract and serve potential lodging guests. The success of a property in so doing is measured by the occupancy and average rate that the hotel achieves. Multiplying the occupancy by the average rate yields the revenue per available room, or RevPAR, which is a measure of the revenue-generating ability of the hotel at the time of sale. Thus, a comparison of the RevPAR of each comparable property, as of the date of sale, with the RevPAR of the subject property, as of the date of value, will result in an adjustment factor that recognizes these differences.

In the case of the subject property, a further adjustment must be made in recognition of the excellent performance of the food and beverage operations at the Kempinski. In terms of revenues, the extensive meeting and banquet space available at the Kempinski, together with the several retail food and beverage outlets, enables the hotel to generate a relatively high level of food and beverage revenue. Further, the extraordinarily efficient operations of the department enable the hotel to achieve dramatically higher levels of food and beverage profit. These profits directly influence the net income of the hotel, and thus, also enhance the value of the property. Of the comparables, only the Hyatt Regency Westshore generates a comparable volume of food and beverage revenues. The profit ratios achieved by each of the comparables range from roundly 24% to 28%. By contrast, the Kempinski's profit ratio is roundly 45%.

In recognition of the impact of these revenue and profit differentials, we have applied a further adjustment to the indicated sales prices of each of the comparables. The differential in the volume of food and beverage revenue is reflected in a 10% upward adjustment to all sales except the Hyatt Regency Westshore (#4). The difference in profitability is reflected in an additional upward adjustment of 10% in all instances except the Hyatt Regency Reston, where a 15% upward adjustment has been utilized in recognition of this hotel's historically low level of profitability.

The following table summarizes the adjustments that have been applied to the comparable sales.

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Table 11-1  Comparable Sales Adjustment Grid
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                                                              Sale #1         Sale #2       Sale #3        Sale #4
                                                                                                        Hyatt Regency
                                               Subject    Occidental Grand  Hotel Nikko  Hyatt Regency    Westshore
Elements of Comparison                         Property     Atlanta, GA     Atlanta, GA   Reston, VA      Tampa, FL
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Sale Price                                                  $49,000,000     $89,000,000   $70,000,000    $73,000,000
Number of Rooms                                      528            245             439           514            445
Price per Room                                                 $200,000        $202,733      $136,187       $164,045
Date of Sale                                 April, 1997    March, 1997      Feb., 1997    Dec., 1996     July, 1996

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Adjustments for Transaction Characteristics
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Property Rights Conveyed
 Adjustment                                                        0.0%            0.0%          0.0%           0.0%
 Adjusted Unit Price                                           $200,000        $202,733      $136,187       $164,045
                                             ------------------------------------------------------------------------
Financing Terms
 Adjustment                                                        0.0%            0.0%          0.0%           0.0%
 Adjusted Unit Price                                           $200,000        $202,733      $136,187       $164,045
                                                           ----------------------------------------------------------
Conditions of Sale
 Adjustment                                                        0.0%            0.0%          0.0%           0.0%
 Adjusted Unit Price                                           $200,000        $202,733      $136,187       $164,045
                                             ------------------------------------------------------------------------
Market Conditions  (Time & Market Area)
 HVI                                              1.0000         1.0000          1.0000        1.0000         1.0000
 Adjusted Unit Price                                           $200,000        $202,733      $136,187       $164,045

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Adjustments for Property Characteristics
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Location/Market
 Adjustment                                                        0.0%            0.0%          0.0%           0.0%

Physical Condition/Facilities
 Adjustment                                                       20.0%           20.0%         25.0%          10.0%

Market Orientation (RevPAR)                       $75.82        $103.50         $116.92        $81.62         $83.08
 Adjustment                                                      -26.7%          -35.1%         -7.1%          -8.7%

Net Percentage Adjustment                                         -6.7%          -15.1%         17.9%           1.3%
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  Final Adjusted Unit Price                                    $186,518        $172,020      $160,561       $166,121

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Conclusion

Although the sales comparison approach may be useful in providing a value range and reflecting certain market characteristics, its applicability is limited by the numerous possible points of difference between the subject property and other hotels that have sold in recent years. These factors may include location, access, size, services and facilities offered, market conditions, chain affiliation, market orientation, management, rate structure, age, physical condition, date of sale, the highest and best use of the land, and the anticipated profitability of the operation. Circumstances surrounding a sale, such as financing terms, tax considerations, income guarantees, sales of partial interests, duress on the part of the buyer or seller, or a particular deal structure can also cause a disparity between the sales price and pure market value. Moreover, it is often difficult to determine the marketing periods that were necessary to consummate the transactions. It is extremely difficult to quantify the appropriate adjustment factors accurately because of their number and complexity, as well as the difficulty in obtaining specific, detailed information. Any attempt to manipulate the necessary adjustments is insupportable and purely speculative.

Because appraisers are expected to reflect the analytical processes and actions of typical buyers and sellers rather than to create a highly subjective valuation approach, the investment rationale of hotel owners is an essential consideration. As specialists in the valuation of hotels, we find that typical buyers purchase properties based on a thorough analysis of the anticipated economic benefits of property ownership, rather than on historical sales data.

In light of these factors, it is our opinion that the sales comparison approach is unsuitable for indicating a specific estimate of the subject property's market value; however, this approach may indicate a range of values that can be used to test the reasonableness of the value indicated by the income capitalization approach. The sales prices range from approximately $161,000 to $187,000 per room, or $85,000,000 to $99,000,000 for the 528-unit subject property. The income capitalization approach indicates a value of $89,950,000, which is above this range.

The comparable sales data can also be utilized as a test of the reasonableness of the capitalization rates indicated by the income capitalization approach. For the purposes of this comparison, we will consider the overall capitalization rates based on the historical net income and the net income projected for the first year. The capitalization rate for the historical year is calculated by dividing the net income for the 12 months preceding the sale

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by the indicated sales price. The first-year capitalization rate is calculated by dividing the net income for the first projection year following the sale by the sales price. The comparable sales data reflected historical cap rates ranging from 7.7% to 9.9%, and projected cap rates ranging from 9.2% to 10.6%. The differential between the two ranges is reflective of each purchaser's belief that, through renovations and changes in management and/or brand affiliation, these hotels will be able to generate an increased level of net income.

The capitalization rate indicated by dividing the subject property's 1996 net income by the estimated value of $90,000,000 is 10.75%; the projected capitalization rate is 11.0%. These rates are well above the range of historical rates indicated by the comparable sales, and slightly higher than the projected capitalization rate.

The capitalization rate is a measure of the return requirement of a typical investor, and as such must reflect market perceptions as to the desirability of a particular asset. However, it is also a reflection of the perceived risk in attaining the level of cash flows upon which the capitalization rate is based. As previously discussed, the Kempinski's current management team has achieved extraordinarily strong level of operating efficiency and expense control. Although there is probably some upside to be achieved by changing the property's affiliation to a more widely recognized brand, we are of the opinion that the probable decline in efficiency - and particularly, in food and beverage profitability - will more than offset the upside gained by a new affiliation. Thus, the risks associated with achieving net income levels commensurate with the hotel's historical performance are substantial. These circumstances clearly warrant a higher than average capitalization rate. As a result, we are of the opinion that the capitalization rates indicated by the income capitalization approach are reasonable.

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12. Cost Approach

The cost approach is founded on the principle of substitution, which implies that no prudent person will pay more for a property than the amount to acquire a site and construct a building of equal desirability and utility without undue delay. This approach estimates market value by first calculating the current cost of replacing the improvements. Appropriate deductions are made for depreciation resulting from physical deterioration, functional obsolescence, and external (economic) obsolescence, and the land value is added to the depreciated replacement cost to provide an estimate of market value. The cost approach employs the following steps.

1.    The current replacement or reproduction cost is estimated.

2. Land value is estimated using techniques such as allocation, extraction, or ground rent capitalization.

3. Accrued depreciation, which can be divided into physical deterioration, functional obsolescence, and external obsolescence, is estimated.

4. Total depreciation is deducted from the subject property's replacement cost, and the land value is added to arrive at an estimate of value via the cost approach.

When forming their purchase decisions regarding existing properties, market participants tend to consider the cost of developing a new hotel with optimal physical and functional utility. External conditions, such as the depressed market for real estate (and hotels in particular), can cause a property to be worth less than its replacement cost as new. The task of estimating the loss in value resulting from incurable functional and external obsolescence is highly subjective.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements age and begin to deteriorate, the loss in value resulting from physical obsolescence

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becomes increasingly difficult to quantify accurately. Loss in value attributable to functional obsolescence can be even more difficult to determine.

The subject property was constructed in 1983, and will be approximately 14 years old as of the date of this appraisal. The depressed hotel market conditions that prevailed in the late 1980s and the early 1990s have also led to a degree of external obsolescence. In our opinion, it is impossible to identify and quantify the impact of these factors on the property's value with any accuracy, so we will estimate only the replacement cost of the subject property.

Replacement Cost

Replacement cost is the current construction cost of a building with the same utility as the subject property, but built with modern materials and according to current construction and design standards. For the purpose of estimating the replacement cost of the subject property, we have used a hotel development cost survey conducted by HVS International. This survey is published annually in a newsletter entitled, The Hotel Valuation Journal, and appeared in the May, 1995, issue of Lodging Hospitality. The survey presents the range of per-room costs associated with various components of hotel development, including the improvements, the furniture, fixtures, and equipment, pre-opening expenses, and operating capital. Statistics are compiled for three broad categories of hotels: luxury, standard, and economy. The results of this survey are presented in the following table.

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Table 12-1  Hotel Development Cost Survey  (Amounts per Room)
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                Improvements     Furniture & Equipment     Pre-Opening     Operating Capital         Total         Percent Change
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1976
  Luxury    $32,000  -  $55,000   $5,000  -  $10,000    $1,000  -  $2,000  $1,000  -  $1,500  $39,000  -  $68,500   ---   -   ---
  Standard   20,000  -   32,000    3,000  -    6,000       750  -   1,000     750  -   1,000   24,500  -   40,000   ---   -   ---
  Economy     8,000  -   15,000    2,000  -    4,000       500  -   1,000     500  -     750   11,000  -   20,750   ---   -   ---
1979
  Luxury     36,000  -   65,000    8,000  -   15,000     1,500  -   3,000   1,500  -   2,000   47,000  -   85,000   6.8   -   8.0
  Standard   25,000  -   36,000    5,000  -   10,000     1,000  -   2,000   1,000  -   1,500   32,000  -   49,500  10.2   -   7.9
  Economy    10,000  -   20,000    3,000  -    5,000       750  -   1,000     750  -   1,000   14,500  -   27,000  10.6   -  10.0
1981
  Luxury     45,000  -   80,000   10,000  -   20,000     2,000  -   3,500   2,000  -   2,500   59,000  -  106,000  12.8   -  12.4
  Standard   25,000  -   40,000    7,000  -   13,000     1,200  -   2,500   1,200  -   2,000   34,400  -   57,500   3.8   -   8.1
  Economy    13,000  -   25,000    4,000  -    7,000       700  -   1,200     900  -   1,200   18,600  -   34,400  14.1   -  13.7
1983
  Luxury     55,000  -  100,000   12,500  -   20,000     2,300  -   4,000   2,000  -   2,800   71,800  -  126,800  10.8   -   9.8
  Standard   35,000  -   50,000    9,000  -   15,000     1,400  -   3,000   1,300  -   2,200   46,700  -   70,200  17.9   -  11.0
  Economy    18,000  -   32,000    5,000  -    8,000       800  -   1,500     900  -   1,300   24,700  -   42,800  16.4   -  12.2
1985
  Luxury     60,000  -  115,000   13,400  -   30,000     3,000  -   5,000   2,100  -   3,100   78,500  -  153,100   4.7   -  10.4
  Standard   38,000  -   57,000    9,500  -   16,500     1,900  -   3,600   1,500  -   2,500   50,900  -   79,600   4.5   -   6.7
  Economy    20,000  -   36,000    5,000  -    8,800     1,000  -   1,700   1,000  -   1,500   27,000  -   48,000   4.7   -   6.1
1986
  Luxury     62,000  -  120,000   13,700  -   30,600     3,100  -   5,200   2,300  -   3,100   81,100  -  158,900   3.3   -   3.8
  Standard   39,000  -   60,000    9,700  -   16,800     2,000  -   3,800   1,500  -   2,600   52,200  -   83,200   2.6   -   4.5
  Economy    21,000  -   37,000    5,100  -    9,000     1,000  -   1,800   1,100  -   1,500   28,200  -   49,300   4.4   -   2.7
1987
  Luxury     63,000  -  122,000   13,800  -   30,900     3,300  -   5,500   2,300  -   3,200   82,400  -  161,600   1.6   -   1.7
  Standard   40,000  -   61,000    9,800  -   16,800     2,100  -   3,900   1,500  -   2,600   53,400  -   84,300   2.3   -   1.3
  Economy    21,000  -   39,000    5,200  -    9,100     1,100  -   1,800   1,100  -   1,500   28,400  -   51,400   0.7   -   4.3
1988
  Luxury     65,000  -  125,000   14,000  -   31,000     3,300  -   5,500   2,300  -   3,200   84,600  -  164,700   2.7   -   1.9
  Standard   41,000  -   63,000   10,000  -   17,100     2,100  -   3,900   1,500  -   2,600   54,600  -   86,600   2.2   -   2.7
  Economy    22,000  -   40,000    5,200  -    9,100     1,100  -   1,800   1,100  -   1,500   29,400  -   52,400   3.5   -   1.9
1989
  Luxury     66,000  -  126,000   15,000  -   32,000     3,300  -   5,500   2,300  -   3,200   86,600  -  166,700   2.4   -   1.2
  Standard   41,000  -   64,000   10,500  -   18,000     2,100  -   3,900   1,500  -   2,600   55,100  -   88,500   0.9   -   2.2
  Economy    22,000  -   40,000    5,500  -    9,700     1,100  -   1,800   1,100  -   1,500   29,700  -   53,000   1.0   -   1.1
1990
  Luxury     67,000  -  128,000   15,400  -   33,000     3,500  -   5,700   2,500  -   3,500   88,400  -  170,200   2.1   -   2.1
  Standard   42,000  -   65,000   10,800  -   18,500     2,200  -   4,000   1,600  -   2,800   56,600  -   90,300   2.7   -   2.0
  Economy    22,500  -   41,000    5,600  -   10,000     1,200  -   1,800   1,200  -   1,600   30,500  -   54,400   2.7   -   2.6
1991
  Luxury     65,000  -  122,000   14,500  -   31,500     3,700  -   5,900   2,600  -   3,600   85,800  -  163,000  (2.9)  -  (4.2)
  Standard   40,000  -   63,000   10,000  -   17,800     2,300  -   4,200   1,700  -   2,900   54,000  -   87,900  (4.6)  -  (2.7)
  Economy    21,000  -   39,000    5,000  -    9,500     1,300  -   2,000   1,300  -   1,700   28,600  -   52,200  (6.2)  -  (4.0)
1992
  Luxury     64,000  -  120,000   14,200  -   30,900     3,800  -   6,100   2,700  -   3,700   84,700  -  160,700  (1.3)  -  (1.4)
  Standard   39,000  -   62,000    9,800  -   17,400     2,300  -   4,400   1,800  -   3,000   52,900  -   86,800  (2.0)  -  (1.3)
  Economy    21,000  -   38,000    4,900  -    9,300     1,400  -   2,100   1,300  -   1,800   28,600  -   51,200   0.0   -  (1.9)
1993
  Luxury     63,000  -  119,000   14,000  -   30,500     3,900  -   6,200   2,800  -   3,800   83,700  -  159,500  (1.2)  -  (0.7)
  Standard   39,000  -   61,000    9,700  -   17,200     2,300  -   4,500   1,800  -   3,000   52,800  -   85,700  (0.2)  -  (1.3)
  Economy    21,000  -   38,000    4,900  -    9,200     1,400  -   2,100   1,300  -   1,800   28,600  -   51,100   0.0   -  (0.2)
1994
  Luxury     64,000  -  121,000   14,300  -   31,100     3,900  -   6,200   2,800  -   3,800   85,000  -  162,100   1.6   -   1.6
  Standard   40,000  -   63,000   10,000  -   17,600     2,400  -   4,600   1,800  -   3,000   54,200  -   88,200   2.7   -   2.9
  Economy    22,000  -   40,000    5,100  -    9,500     1,500  -   2,200   1,300  -   1,800   29,900  -   53,500   4.5   -   4.7
1995
  Luxury     65,000  -  124,000   14,800  -   32,300     4,100  -   6,400   2,900  -   4,000   86,800  -  166,700   2.1   -   2.8
  Standard   41,000  -   65,000   10,400  -   18,300     2,500  -   4,800   1,900  -   3,100   55,800  -   91,200   3.0   -   3.4
  Economy    23,000  -   42,000    5,400  -    9,900     1,600  -   2,300   1,300  -   1,800   31,300  -   56,000   4.7   -   4.7

                    Average Annual Compounded Percent Change:

1976 - 1995: Luxury    4.3%  -  4.8%    1986 - 1995: Luxury    0.8%  -  0.5%
             Standard  4.4%  -  4.4%                 Standard  0.7%  -  1.0%
             Economy   5.7%  -  5.4%                 Economy   1.2%  -  1.4%

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As illustrated by the previous table, hotel development costs rose significantly during the late 1970s and the early 1980s; however, the rate of increase slowed substantially in 1987. In 1991, hotel development costs declined for the first time since 1976. Further drops of as much as 2.0% were registered in 1992. Between 1986 and 1990, average annual compounded increases ranged from 1.7% to 2.5%. Costs rose slowly (at average annual compounded rates ranging from 0.5% to 1.4%) between 1986 and 1995, largely as a result of the declines in 1991, 1992, and 1993. In 1995, hotel development costs started to escalate more rapidly, reaching 4.7% in the economy segment. As more hotels are developed, we expect costs to continue to rise.

Because the replacement cost tends to set the upper limit of a particular hotel's value, this figure is relevant to our analysis. We estimate the replacement cost of the subject property as follows, based on the development cost survey discussed earlier.

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Table 12-2  Subject Property's Replacement Cost
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                                       Cost    No. of
                  Hotel Cost         per Room  Rooms    Total Cost
                  ------------------------------------------------
                  Building           $132,000   528    $69,696,000
                  FF&E                 35,000   528     18,480,000
                  Pre-Opening           6,800   528      3,590,400
                  Operating Capital     4,300   528      2,270,400
                  ------------------------------------------------
                      Totals         $178,100          $94,036,800

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Ground Lease Approach to Land Valuation

Land value may be estimated either by the sales comparison approach, using comparable land sales, or by the ground lease approach, which is based on the economic value generated by an improvement that represents the property's highest and best use. Because it is unusual to find recent sales of comparable vacant land that is slated for imminent hotel development, we have used the ground lease approach to determine the subject property's land value.

Hotels are often constructed on leased land, and although lease terms differ somewhat, the basis for the rental calculation is frequently tied to a percentage of revenue. By applying a typical ground lease rental formula to the subject property's stabilized revenues, the appraiser can determine the

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hotel's economic rent, or what is also known as the income attributable to the land. Land value is then calculated by dividing the economic rent by an appropriate capitalization rate.

The self-adjusting aspect of this approach is key to its reliability. Because the rental formula is tied to a percentage of revenue that inherently reflects both the locational attributes of the site (occupancy and rate) and the allowable density of development, the resulting economic ground rent justly represents the greatest net return to the land over a given period. Because the Grand Kempinski Dallas appears to represent the highest and best use of the property, the ground lease approach is an appropriate method of determining land value.

We have researched long-term hotel ground leases in search of rental formulas that are based on a percentage of rooms revenue or on a combination of rooms, food, and beverage revenue. This analysis indicates that economic ground rents for hotels similar to the subject property typically range from 2.7% to 7.8% of rooms revenue. Although this range is quite broad, most of the formulas yield rental percentages of between 2.5% and 5.0% of rooms revenue.

After considering these comparable ground leases and the locational attributes of the subject property, we believe the appropriate economic ground rental percentage is 4.0% of stabilized rooms revenue. The subject property's stabilized rooms revenue has been deflated to reflect 1997 dollars. The following calculation shows the derivation of the subject property's economic ground rent.

            Stabilized Rooms Revenue (1997 dollars)   $15,256,361
            Rental Percentage                                0.04
                                                      -----------
                  Economic Ground Rent                $   610,254

Rent generated by a ground lease represents a fairly low-risk income flow. Because the tenant improvements typically amount to more than eight times the value of the land, the risk of default is low. When the ground lease terms are tied to rooms revenue, the landlord is also protected from the adverse effects of inflation. Based on these risk factors and the current cost of long-term capital, we estimate the appropriate ground rental overall capitalization rate at 9.0%. Applying this indicated capitalization rate to the subject property's economic ground rent yields the following estimate of land value.

HVS International, Mineola, New York                          Cost Approach  160
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                  Economic Ground Rent      $610,254     $6,780,605
                -----------------------  =  --------  =
                  Capitalization Rate         0.09

                Estimated Land Value (Say)               $6,800,000

The above value equates to $14.12 per square foot for the 480,000-square- foot subject site.

Sales Comparison Approach to Land Value

The sales comparison approach to estimate land value involves analyzing the amounts paid for comparable sites. The following is a summary of vacant land sales that have taken place in the subject property's neighborhood during recent years and one current listing.

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Table 12-3        Comparable Land Sales
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                                                                                  Price per
Sale  Location                      Date of Sale  Size (sq. ft.)  Consideration  Square Foot  Land Use
--------------------------------------------------------------------------------------------------------------------
  1   Spring Valley Rd. & Noel Rd.      11/96        118,779       $1,873,219      $15.77     Hotel (Embassy Suites)
  2   Tollway & Spring Valley Rd.       07/95        304,920        4,878,720       16.00     Retail (Home Depot)
  3   Tollway & Alpha Rd.               02/96        175,000        4,200,000       24.00     Retail
  4   Southern Rd. & Montfort Rd.       12/96        500,940        6,100,000       12.18     Residential
  5   Spring Valley Rd. & Noel Rd.      01/96         87,120        1,045,440       12.00     Hotel (Sumner Suites)
  6   Noel Rd. & Alpha Rd.             Current       283,140        8,494,200       30.00     Commercial/Retail

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Sale #1, shown in the above table, details the sale of the Embassy Suites' site in November, 1996. Shown at $15.77 per square foot, the sale price for this site after being adjusted for easements approximates $16.00 per square foot. Sale #2 details the sale of land for the recently-constructed Home Depot Expo Design Center, located immediately southwest of the subject site. Sale #3 represents a vacant parcel sold for the development of a small retail center, which is currently under construction immediately south of the Home Depot. Sale #4, represents land being used for the development of residential units and, therefore, has limited comparability to the subject site. Sale #5 represents the acquirement of land for the development of the Sumner Suites, located directly across Spring Valley Road from the Embassy Suites. While the land use is comparable, this transaction was not a fee simple sale; instead, it reflects an estimation of sale price based on a 90-year ground lease which was negotiated for the parcel. Finally, Sale #6 is actually a

HVS International, Mineola, New York                          Cost Approach  161
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current listing for land available for commercial development in the immediate vicinity of the Galleria Mall; its future sales price is likely to be lower than that which is currently listed. Overall, we believe that Land Sales #1, #2 and #3 are most comparable to the subject property. Each is a fee simple sales of parcels located in the area of the subject property, and has been developed for commercial purposes.

Based on the comparable sales and the ground lease approach set forth, we believe that the value of the subject property's land, as determined by the ground lease approach, is well supported by recent sales in the area. This value, determined to be roundly $6,800,000, yields a value of approximately $14.19 per square foot, which is at the lower end of the indicated range of value. Given the large size of the subject property, the lower per square foot value is considered to be appropriate particularly, given the current use of the property, which is less dense than is ideal.

A hotel's land value typically ranges from 10% to 20% of the overall value. The estimate of land value presented above is roughly 7.5% of the total property value indicated by the income capitalization approach. Again, the size of the site together with the low density of the current development, is affecting the value of the land.

Replacement Cost

Combining the replacement cost of the property with the land value yields the subject property's total replacement cost.

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Table 12-3  Total Replacement Cost
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          Cost of the Improvements and FF&E             $ 94,036,800
          Land Value                                       6,800,000
                                                        ------------
            Total Replacement Cost                      $100,836,800

            Total Replacement Cost (Say)                $100,800,000

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If a property's replacement cost is significantly higher than the values indicated by the income capitalization and sales comparison approaches, it may indicate that an upward adjustment of these values is appropriate, which would also reduce the probability of new hotel development, which is not likely to be feasible under those conditions. This condition creates an effective barrier to entry for new competition, thereby reducing the risk

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associated with the subject property's income-generating potential. An upward adjustment of the value indicated by the income capitalization approach is also justified by this barrier to entry.

We find that knowledgeable hotel buyers generally base their purchase decisions on economic factors, such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, it is our opinion that the cost approach is inapplicable in estimating the market value of the Grand Kempinski Dallas. However, we have estimated the subject property's replacement cost as new, which may set the upper limit of the hotel's value.

HVS International, Mineola, New York    Reconciliation of Value Indications  163
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13. Reconciliation of Value Indications

The reconciliation, which is the last step in the appraisal process, involves summarizing and correlating the data and procedures employed throughout the analysis. The final conclusion of value is arrived at after reviewing the estimates indicated by the income capitalization, sales comparison, and cost approaches. The relative significance, applicability, and defensibility of each indicated value is considered, and the greatest weight is given to that approach deemed most appropriate for the property being appraised.

The purpose of this report is to estimate the market value of the fee simple interest in the subject property. Our appraisal involves a careful analysis of the property itself and the economic, demographic, political, physical, and environmental factors that influence real estate values. Based on the data set forth in this report, the following value indications were developed.

               Approach                      Value Indication

               Income Capitalization           $89,950,000
               Sales Comparison          $85,000,000 - $99,000,000
               Cost  (Replacement Cost)       $100,800,000

Income Capitalization Approach

To estimate the subject property's value via the income capitalization approach, we analyzed the local market for transient accommodations, examined the competitive environment, projected occupancy and average rate levels, and developed a forecast of income and expense that reflects anticipated income trends and cost components through a stabilized year of operation. The subject property's projected net income before debt service was then allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component was calculated; the total of the mortgage and equity components equates to the value of the property.

HVS International, Mineola, New York    Reconciliation of Value Indications  164
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Our nationwide experience indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the hotel investors who constitute the marketplace. For this reason, we believe that the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in our final estimate of the subject property's market value.

Sales Comparison Approach

The sales comparison approach uses actual sales of similar properties to provide an indication of the subject property's value. The strength of this approach is that it measures value based on the investment decisions made by actual buyers and sellers. Although we have investigated a number of sales in an attempt to develop a range of value indications, several adjustments are necessary to render the sales prices applicable to the subject property. These adjustments, which are numerous and highly subjective, diminish the reliability of the sales comparison approach. Furthermore, we find that typical hotel investors employ a sales comparison procedure only to establish broad value parameters.

The hotel sales outlined earlier in this report indicate an adjusted value range of $161,000 to $187,000 per available room. The income capitalization approach indicates a per-room value of approximately $170,385. This information suggests that a minimal adjustment of the value indicated by the income capitalization approach may be warranted.

Cost Approach

To estimate the subject property's value via the cost approach, we estimated the current replacement cost of the property and added the land value. We give the cost approach limited weight in arriving at a final value estimate, because knowledgeable buyers of lodging facilities generally base their purchase decisions on economic factors (such as projected net income and return on investment) rather than on a property's depreciated replacement cost.

The replacement cost estimate developed via the cost approach can help to corroborate the results of the income capitalization and sales comparison approaches to value. If the replacement cost is substantially higher or lower than the value indicated by the income capitalization approach, an upward or downward adjustment of the income capitalization approach value may be necessary.

HVS International, Mineola, New York    Reconciliation of Value Indications  165
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Value Conclusion

Careful consideration has been given to the strengths and weaknesses of the three approaches to value discussed above. In recognition of the purpose of this appraisal, we have given primary weight to the value indicated by the income capitalization approach and made some subjective adjustments based on the replacement cost estimate, the sales comparison approach, and our extensive experience in the hospitality industry. It is our opinion that the market value of the fee simple interest in the Grand Kempinski Dallas - Addison, as of April 1, 1997, is:

                                   $90,000,000
                             NINETY MILLION DOLLARS

The estimate of market value includes the land, the improvements, and the furniture, fixtures, and equipment. The appraisal assumes that the hotel is open and operational.

This value estimate equates to roundly $170,455 per room, which is well supported by market sales, and approximately 0.1% higher than the value indicated by the income capitalization approach. The estimate of value assumes either the availability of third-party financing or the willingness and capability of the seller to take back purchase-money financing so that a buyer can obtain the level of debt set forth in the Income Capitalization Approach section of this appraisal.

Marketing Period

Our estimate of market value assumes a marketing period of six to twelve months. Under normal economic conditions, hotels are transferred within this time frame.

Personal Property

In accordance with the appraisal standards set forth by the Office of the Comptroller of the Currency, it is necessary for bank appraisals to identify and value any personal property, fixtures, or intangible items that are included in the appraisal and discuss their impact on the overall estimate of market value. A hotel's income-generating ability depends on a suitable inventory of furniture, fixtures, and equipment. Removal of these items can decrease the property value by as much as the cost to replace the inventory plus the loss of income incurred while the hotel cannot function.

A hotel's personal property consists of a wide variety of components, including bedroom furnishings, bathroom fixtures, restaurant and kitchen

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equipment, front office and accounting computers, exterior signs, and similar items. Our inspection of the Grand Kempinski Dallas indicates that the personal property and fixtures are in relatively good condition, and have been well maintained.

Based on an annual construction cost survey conducted by HVS International, we estimate the total replacement cost of the subject property's furniture, fixtures, and equipment at $35,000 per available room. Assuming an average useful life of ten years and an effective age of five years, the value of the furniture, fixtures, and equipment currently in place is approximately $17,500 per room, or a total of $9,240,000.

The Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) stipulates that ". . . any business interest or other intangible item should be valued separately within the appraisal."(1) Hotels have both business and real estate components; without the business expertise necessary to operate the facility, a hostelry would have little real estate value.

Because furniture, fixtures, and equipment are essential to a hotel's income-generating ability and are seldom removed from the property or sold separately, the separation of the personal property component from the real property is not particularly meaningful.


(1)   Federal Register, Vol. 55, No. 143, July 25, 1990, p. 30205.

HVS International, Mineola, New York          Statement of Assumptions and   167
                                              Limiting Conditions
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14. Statement of Assumptions and Limiting Conditions

1.    This report is to be used in whole and not in part.

2. No responsibility is assumed for matters of a legal nature, nor do we render any opinion as to title, which is assumed to be marketable and free of any deed restrictions and easements. The property is valued as though free and clear, unless otherwise stated.

3. We assume that there are no hidden or unapparent conditions of the sub-soil or structures, such as underground storage tanks, that would render the property more or less valuable. No responsibility is assumed for these conditions or for any engineering that may be required to discover them.

4. We have not considered the presence of potentially hazardous materials such as asbestos, urea formaldehyde foam insulation, PCBs, any form of toxic waste, polychlorinated biphengyls, pesticides, or lead-based paints. The appraisers are not qualified to detect hazardous substances, and we urge the client to retain an expert in this field if desired.

5. The Americans with Disabilities Act (ADA) became effective on January 26, 1992. We have conducted no specific compliance survey to determine whether the subject property is operating in accordance with the various detailed requirements of the ADA. It is possible that the property does not conform to the requirements of the act, and this could have an unfavorable effect on value. Because we have no direct evidence regarding this issue, our estimate of value does not consider possible non-compliance with the ADA.

HVS International, Mineola, New York          Statement of Assumptions and   168
                                              Limiting Conditions
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6. We have made no survey of the property, and we assume no responsibility in connection with such matters. Sketches, photographs, maps, and other exhibits are included to assist the reader in visualizing the property. It is assumed that the use of the land and improvements is within the boundaries of the property described, and that there is no encroachment or trespass, unless noted.

7. All information, financial operating statements, estimates, and opinions obtained from parties not employed by HVS International are assumed to be true and correct. We can assume no liability resulting from misinformation.

8. Unless noted, we assume that there are no encroachments, zoning violations, or building violations encumbering the subject property.

9. The property is assumed to be in full compliance with all applicable federal, state, local, and private codes, laws, consents, licenses, and regulations (including a liquor license where appropriate), and that all licenses, permits, certificates, franchises, and so forth can be freely renewed or transferred to a purchaser.

10. All mortgages, liens, encumbrances, leases, and servitudes have been disregarded, unless specified otherwise.

11. None of this material may be reproduced in any form without our written permission, and the report cannot be disseminated to the public through advertising, public relations, news, sales, or other media.

12. We are not required to testify or appear in court by reason of this analysis without previous arrangements, and only when our standard per diem fees and travel costs are paid prior to the appearance.

13. If the reader is making a fiduciary or individual investment decision and has any questions concerning the material presented in this report, it is recommended that the reader contact us.

14. We take no responsibility for any events or circumstances that take place subsequent to either the date of value or the date of our field inspection, whichever occurs first.

HVS International, Mineola, New York          Statement of Assumptions and   169
                                              Limiting Conditions
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15. The quality of a lodging facility's on-site management has a direct effect on a property's economic viability and value. The financial forecasts presented in this analysis assume responsible ownership and competent management. Any departure from this assumption may have a significant impact on the projected operating results and the value estimate.

16. The estimated operating results presented in this report are based on an evaluation of the overall economy, and neither take into account nor make provision for the effect of any sharp rise or decline in local or national economic conditions. To the extent that wages and other operating expenses may advance during the economic life of the property, we expect that the prices of rooms, food, beverages, and services will be adjusted to at least offset those advances. We do not warrant that the estimates will be attained, but they have been prepared on the basis of information obtained during the course of this study and are intended to reflect the expectations of a typical hotel buyer.

17. This analysis assumes continuation of all Internal Revenue Service tax code provisions as stated or interpreted on either the date of value or the date of our field inspection, whichever occurs first.

18. Many of the figures presented in this report were generated using sophisticated computer models that make calculations based on numbers carried out to three or more decimal places. In the interest of simplicity, most numbers have been rounded to the nearest tenth of a percent. Thus, these figures may be subject to small rounding errors.

19. It is agreed that our liability to the client is limited to the amount of the fee paid as liquidated damages. Our responsibility is limited to the client, and use of this report by third parties shall be solely at the risk of the client and/or third parties. The use of this report is also subject to the terms and conditions set forth in our engagement letter with the client.

20. Appraising hotels is both a science and an art. Although this analysis employs various mathematical calculations to provide value indications, the final estimate is subjective and may be influenced by our experience and other factors not specifically set forth in this report.

HVS International, Mineola, New York          Statement of Assumptions and   170
                                              Limiting Conditions
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21. Any distribution of the total value between the land and improvements or between partial ownership interests applies only under the stated use. Moreover, separate allocations between components are not valid if this report is used in conjunction with any other analysis.

22. This study was prepared by Hospitality Valuation Services, a division of Hotel Consulting Services, Inc. All opinions, recommendations, and conclusions expressed during the course of this assignment are rendered by the staff of Hotel Consulting Services, Inc. as employees, rather than as individuals.

HVS International, Mineola, New York                         Certification   171
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15. Certification

We, the undersigned appraisers, hereby certify:

1. that the statements and opinions presented in this report, subject to the limiting conditions set forth, are correct to the best of our knowledge and belief;

2. that Samantha A. Sudre and Anne R. Lloyd-Jones personally inspected the property described in this report; Stephen Rushmore participated in the analysis and reviewed the findings, but did not personally inspect the property;

3. that we have no current or contemplated interests in the real estate that is the subject of this report;

4. that we have no personal interest or bias with respect to the subject matter of this report or the parties involved;

5. that this report sets forth all of the limiting conditions (imposed by the terms of this assignment) affecting the analyses, opinions, and conclusions presented herein;

6. that the fee paid for the preparation of this report is not contingent upon our conclusions;

7. that this report has been prepared in accordance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute;

8. that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives;

9. that this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (as adopted by the Appraisal Foundation);

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10. that as of the date of this report, Stephen Rushmore has completed the requirements of the continuing education program of the Appraisal Institute;

11. that no one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report;

12. that this appraisal is not based on a requested minimum value, a specific value, or the approval of a loan.


                                          /s/ Samantha A. Sudre
                                          Samantha A. Sudre
                                          Consulting and Valuation Analyst
                                          Hotel Consulting Services, Inc.


                                          /s/ Anne R. Lloyd-Jones
                                          Anne R. Lloyd-Jones, CRE
                                          Senior Vice President
                                          Hotel Consulting Services, Inc.


                                          /s/ Stephen Rushmore
                                          Stephen Rushmore, CRE, MAI, CHA
                                          President
                                          Hotel Consulting Services, Inc.

HVS International, Mineola, New York                Addenda: Quality Assurance 1
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Quality Assurance

The Hospitality Valuation Services division of Hotel Consulting Services, Inc. strives to achieve the highest quality standards of quality during all phases of the assignment. It is our goal to provide clients with the finest product available. The following staff members acknowledge their contribution to this report.


                                           /s/ Marissa D. Cannuscio
                                           Marissa D. Cannuscio
                                           Office Manager (Extension 201)
                                           Report Production and Graphics


                                           /s/ Anne Millward
                                           Anne Millward
                                           Editor (Extension 215)
                                           Editing

HVS International, Mineola, New York                Addenda: Quality Assurance 2
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                                          /s/ Samantha A. Sudre
                                          Samantha A. Sudre
                                          Consulting and Valuation Analyst
                                          (Extension 222)
                                          Analysis, Write-up and Review


                                          /s/ Anne R. Lloyd-Jones
                                          Anne R. Lloyd-Jones, CRE
                                          Senior Vice President  (Extension 208)
                                          Analysis, Write-up and Review


                                          /s/ Stephen Rushmore
                                          Stephen Rushmore, CRE, MAI, CHA
                                          President (Extension 204)
                                          Analysis, Write-up and Review

We are available to answer any questions, and are pleased to have provided you with the finest quality product available. Wendy Millward (extension 233) is available to answer any billing questions. We look forward to serving you again in the future.

HVS International, Mineola, New York         Photographs of the Subject Property
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                                [GRAPHIC OMITTED]

                       Northeast view of Subject Property

                                [GRAPHIC OMITTED]

                       Southwest view of Subject Property

HVS International, Mineola, New York         Photographs of the Subject Property
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                                [GRAPHIC OMITTED]

           Monte Carlo entrance and Main entrance to Subject Property

                                [GRAPHIC OMITTED]

                               Oriental guestroom

HVS International, Mineola, New York         Photographs of the Subject Property
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                                [GRAPHIC OMITTED]

                                Standard bathroom

                                [GRAPHIC OMITTED]

                       Outside swimming pool and whirlpool

HVS International, Mineola, New York              Photographs of the Competitors
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                                [GRAPHIC OMITTED]

                                 Mariott Quorum

                                [GRAPHIC OMITTED]

                                 Westin Galleria

                                [GRAPHIC OMITTED]

                            Doubletree Lincoln Center

                                ORDINANCE NO. 601

      AN ORDINANCE OF THE CITY OF ADDISON, TEXAS, AMENDING THE COMPREHENSIVE ZONING ORDINANCE NO. 66 OF THE CITY OF ADDISON, TEXAS AS HERETOFORE AMENDED, SO AS TO CHANGE THE HEREINAFTER DESCRIBED PROPERTY LOCATED NORTH OF BELT LINE AND WEST OF DALLAS PARKWAY AND CONTAINING 11.020 ACRES OF LAND PRESENTLY ZONED "C" COMMERCIAL TO "PD" PLANNED DEVELOPMENT NO.13 SHALL BE GRANTED WITH REFERENCE TO THE HEREIN DESCRIBED PROPERTY SUBJECT, HOWEVER, TO THE SPECIAL CONDITIONS HEREINAFTER MORE FULLY EXPRESSED; PROVIDING FOR A PENALTY NOT TO EXCEED THE SUM OF TWO HUNDRED DOLLARS ($200.00) FOR EACH OFFENSE; PROVIDING FOR A SEVERABILITY CLAUSE; AND DECLARING AN EMERGENCY.

      WHEREAS, the City Zoning Commission of the City of Addison, Texas, and the City Council of the City of Addison, Texas, in compliance with the laws of the State of Texas with reference to the granting of zoning changes under the zoning ordinance and zoning map, have given requisite notices by publication and otherwise, and after holding due hearings and affording a full and fair hearing to all property owners generally and to all persons interested and situated in the area, the City of Addison, Texas, is of the opinion that said change of zoning on application of Registry Hotel, Case #511, should be granted and the Comprehensive Zoning Ordinance should be amended in the exercise of its legislative direction:

      BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF ADDISON, TEXAS:

      SECTION 1. That the Comprehensive Zoning Ordinance No.66 of the City of Addison, Texas, be, and the same is hereby amended, so as to give the hereinafter described property the following zoning district classification, to-wit: Planned Development District No. l3. Said property being in the City of Addison, Dallas County, Texas, and being described as follows:

      A 11.020 acre tract of land out of the G. W. Fisher Survey, Abstract No. 482 and being part of a 104.05 acre tract described as the First Tract in deed, recorded in Volume 2465, Page 413 of the deed records of Dallas County, Texas on March 24, 1944, said part being more particularly described as follows:

      BEGINNING at a point, said point being the intersection point of the north right-of-way line of Quorum Loop North (80' R.O.W.) and the west right-of-way line of Dallas Parkway (200' R.O.W.);

      THENCE N 80(degrees) 40' 39' W, along the north right-of-way line of said Quorum Loop North, for a distance of 470.93 feet to the point of a curvature of a curve to the right whose delta is 80(degrees) 15' 39" and whose radius is 335.20 feet;

      THENCE, along said curve to the right, for a distance of 469.55 feet to the point of tangency of said curve;

      THENCE N 0(degrees) 25' 00" W for a distance of 232.50 feet to a point for corner;

      THENCE N 85(degrees) 50' 54" E for a distance of 884.52 feet to a point for corner, said point being located in the west right-of-way of said Dallas Parkway;

      THENCE S 10(degrees) 56' 00" W, along the west right-of-way of Dallas Parkway, for a distance of 663.79 feet to a point, said point being the point of curvature of a curve to the left whose delta is 01(degrees) 12' 11" and whose radius is 2391.86 feet;

      THENCE Southerly, along said curve, for a distance of 50.22 feet to the POINT OF BEGINNING;

      CONTAINING 480,009.96 square feet of 11.020 acres of land.

      SECTION 2. In the hereinabove described land or building, no land shall be used, erected or converted to any use other than:

      1.    Office
      2. Hotel (including related restaurants, alcoholic beverage sales, and retail sales facilities);
      3.    General Retail;
      4. Restaurant (including related alcoholic beverage sales for on-premises consumption);
      5.    Surface parking to meet off-street parking requirements;
      6.    Parking structure to meet off-street parking requirements
      7.    Access, utility, and drainage easements;
      8. Accessory buildings, equipment, and uses customarily incident to the above uses;

      SECTION 3. The following special conditions are placed upon the above described property:

      1. No structure of any kind, and no part thereof shall be placed within the following set back lines:

            a. 125 feet from the center line of Dallas Parkway (a 120 foot right-of-way);

            b.    25 feet from major access drive;

            c.    Minimum 10 feet side yard set-back;

            d.    Minimum 10 feet rear yard set-back;

      2. The following improvements are expressly excluded from the set-back restrictions:

            a.    Structures below and covered by ground;

            b.    Steps, walks, driveways, parking areas, and curbing;

            c. Planters, walls, fences or hedges not to exceed 4 feet in height;

            d.    Landscaping and landscape features;

            e.    Guardhouses;

            f.    Exterior lighting sources;

      3. No structure shall exceed 117 feet in total height (or as approved by FAA) including mechanical penthouses, antennas, etc.

      4. Maximum land coverage for any use shall be 50% (first floor of building).

      5. All office facilities shall provide off-street parking at a ratio of one (1) space for each 300 square feet of net floor area. The net floor area shall be defined as the gross floor area less vertical air shafts, elevator shafts, stairwells, mechanical rooms, electrical and telephone rooms, and storage rooms.

      6. All hotel or motel facilities shall provide off-street parking at the following ratios:

            a.    One space per each guest room;

            b. One space per each 100 square feet of net floor area in meeting areas;

            c. One space per each 100 square feet of net floor area in dining rooms and cocktail lounges;

            d.    No spaces required for sundries shop;

            e.    One space per each employee for the first 20%;

            f. No spaces required for malls, atriums, patios, lobbies, or circulation areas;

      7. All general retail facilities (exclusive of facilities within a hotel or motel) shall provide off-street parking at a ratio of one space per each 200 square feet of floor area.

      8. All restaurants shall provide off-street parking at a ratio of one space per each 100 square feet of floor area (exclusive of facilities within a hotel or motel).

      9. All driveways, parking area, access easements, and walkways shall be illuminated.

      10. All exterior lighting sources shall be placed and reflected in such a manner so as not to create annoyances, nuisances, or hazards.

      11. All building sides must be faced with face brick, stone, concrete, aluminum, glass, or with similar quality face materials.

      12. Wood frame construction of exterior walls shall be prohibited.

      13. All utilities (public and private) shall be underground.

      14. Mechanical equipment shall be constructed, located, and screened so as not to interfere with the peace, comfort, and repose of the occupants of any adjoining building.

      15. All refuse and refuse containers shall be screened from the view of all public streets adjacent to the property to be a solid fence or wall of at least six (6) feet in height.

      16. Landscaping shall be required on all sites contemporaneously with completion of other improvements, but in no extent later than 180 days after first occupancy or completion of buildings, which ever shall first occur.

      17. Provide automatic underground sprinkling systems for all landscaped areas.

      18. Shall not obstruct sight lines at street or driveway intersections.

      19. Owners and occupants (including lessees) of any part of the properties shall jointly and severally have the duty and responsibility, at their sole cost and expense, to keep that part of the properties so owned or occupied, including buildings, improvements and grounds in connection therewith, in a well-maintained, safe, clean and attractive condition at all times. Such maintenance includes, but is not limited to the following:

            a.    Prompt removal of all litter, trash, refuse and wastes;

            b.    Lawn mowing;

            c.    Tree and shrub pruning;

            d.    Watering;

            e. Keeping exterior lighting and mechanical facilities in working order;

            f. Keeping lawn and garden areas alive, free of weeds, and attractive;

            g.    Keeping parking areas, driveways, and roads in good repair;

            h.    Striping of parking areas and repainting of improvements;

            i.    Repair of exterior damages to improvements;

            j. Provide and maintain driveway marking and striping as required for fire lanes by the Addison Fire Department;

      SECTION 4. All paved areas, permanent drives, streets and drainage structure shall be constructed in accordance with standard City of Addison specifications adopted for such purpose, and the same shall be done to the satisfaction of the Director of Public Works.

      SECTION 5. This Planned Development District is established pursuant to the Comprehensive Zoning Ordinance of the City of Addison as amended, and the provisions thereof unless directly conflict herewith, shall be applicable to the Planned Development District No. 12.

      SECTION 6. That all ordinances of the City in conflict with the provisions of this Ordinance be, and the same are hereby repealed, and all other ordinances of the City not in conflict with the provisions of this ordinance shall remain in full force and effect.

      SECTION 7. That should any paragraph, sentence, subdivision, clause, phrase or section of this ordinance be adjudged or held to be unconstitutional, illegal or invalid, the same shall not affect the validity of this ordinance as a whole or any part or provision thereof other than the part so decided to be invalid, illegal, or unconstitutional, and shall not affect the validity of the Comprehensive Zoning Ordinance as a whole.

      SECTION 8. That any person, firm, or corporation violating any of the provisions or terms of this ordinance shall be subject to the same penalty as provided for in the Comprehensive Zoning Ordinance of the City as heretofore amended, and upon conviction shall be punished by a fine not to exceed the sum of Two Hundred Dollars ($200.00) for each offense and that each day such violation shall continue to exist shall constitute a separate offense.

      SECTION 9. Whereas, the above described property requires that it be given the above zoning classification in order to permit its proper development and in order to protect the public interest, comfort and general welfare of the City and creates an urgency and an emergency for the preservation of the public health, safety, and welfare and requires that this ordinance shall take effect immediately from and after its passage and publication of the caption as the law in such cases provides.

      DULY PASSED AND APPROVED BY THE CITY COUNCIL OF THE CITY OF ADDISON, TEXAS, this the 15 day of July, 1980.


                                      /s/ [ILLEGIBLE]
                                      --------------------------
                                      MAYOR

ATTEST:


/s/ Jacque Sharp
--------------------------
CITY SECRETARY

                                [GRAPHIC OMITTED]

                                    Flood Map

Refer to the FLOOD INSURANCE RATE MAP EFFECTIVE date shown on this map to determine when actuarial rates apply to structures in the zones where elevations or depths have been established.

To determine if flood insurance is available in this community, contact your insurance agent, or call the National Flood Insurance Program, at (800) 638-6620, or (800) 424-8872.

                                [GRAPHIC OMITTED]

                                [GRAPHIC OMITTED]

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                        NATIONAL FLOOD INSURANCE PROGRAM

================================================================================

                        FIRM
                        FLOOD INSURANCE RATE MAP

                        CITY OF
                        ADDISON, TEXAS
                        DALLAS COUNTY



                        ONLY PANEL PRINTED

                        C0MMUNITY-PANEL NUMBER
                                  48108 0005 A

                               EFFECTIVE DATE:
                                  JULY 16,1980
             =======================================================
             [SEAL] U.S. DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT

                        U.S. DEPARTMENT OF HOUSING
                        AND URBAN DEVELOPMENT
                        FEDERAL INSURANCE ADMINISTRATION
             -------------------------------------------------------

                                   KEY TO MAP

                                [GRAPHIC OMITTED]

500-Year Flood Boundary   -----------------------

100-Year Flood Boundary   -----------------------

Zone Designations* With Date of Identification e.g., 12/2/74

100-Year Flood Boundary   -----------------------

500-Year Flood Boundary   -----------------------

Base Flood Elevation Line                  -513-
With Elevation In Feet**

Base Flood Elevation in Feet              (EL 987)
Where Uniform Within Zone**

Elevation Reference Mark                   RM7(x)

River Mile                                 o M1.5

**Referenced to the National Geodetic Vertical Datum of 1929

                                   ----------

*EXPLANATION OF ZONE DESIGNATIONS

ZONE                                EXPLANATION

  A Areas of 100-year flood; base flood elevations and flood hazard factors not determined.

  AO    Areas of 100-year shallow flooding where depths are between one
        (1) and three (3) feet; average depths of inundation are shown, but no flood hazard factors are determined.

  AH    Areas of 100-year shallow flooding where depths are between one
        (1) and three (3) feet; base flood elevations are shown, but no flood hazard factors are determined.

A1-A30 Areas of 100-year flood; base flood elevations and flood hazard factors determined.

  A99 Areas of 100-year flood to be protected by flood protection system under construction; base flood elevations and flood hazard factors not determined.

  B Areas between limits of the 100-year flood and 500-year flood; or certain areas subject to 100-year flooding with average depths less than one (1) foot or where the contributing drainage area is less than one square mile; or areas protected by levees from the base flood. (Medium shading)

  C     Areas of minimal flooding. (No shading)

  D     Areas of undetermined, but possible, flood hazards.

  V Areas of 100-year coastal flood with velocity (wave action); base flood elevations and flood hazard factors not determined.

V1-V30 Areas of 100-year coastal flood with velocity (wave action); base flood elevations and flood hazard factors determined.

                                   ----------

                                  NOTES TO USER

Certain areas not in the special flood hazard areas (zones A and V) may be protected by flood control structures.

This map is for flood insurance purposes only; it does not necessarily show all areas subject to flooding in the community or all planimetric features outside special flood hazard areas.

                                   ----------

                             INITIAL IDENTIFICATION:

                                OCTOBER 29, 1976

HVS International, Mineola, New York               Addenda: Synopsis of Hotel  1
                                                            Management Agreement
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Synopsis of Hotel Management Agreement

Date:              January 1, 1993

Owner:             The Registry Dallas Association

Manager:           Kempinski International, Inc.

Premises:          Grand Kempinski Dallas

Term:              December 31, 2002

Management Fee:    $300,000 per annum, in monthly installments of $25,000

Termination:       With twelve months' notice

HVS International, Mineola, New York              Addenda: Synopsis of Retail  1
                                                           Leases
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Synopsis of Retail Leases

Lessee:           Nova Limo

Square Footage:   572 square feet (plus additional garage office)

Monthly Rent:     $1,500.00 (plus $300.00 for the additional garage office)

Termination Date: September 1, 1998

Lessee:           Voyage Travel

Square Footage:   532 square feet

Monthly Rent:     $900.00

Termination Date: May 31, 1999

Lessee:           Fashion With Pizzazz

Square Footage:   930 square feet

Monthly Rent:     $2,250.00

Termination Date: June 31, 1999

Lessee:           Enterprise

Square Footage:   280 square feet

Monthly Rent:     $875.00

Termination Date: September 1, 1997

HVS International, Mineola, New York              Addenda: Synopsis of Retail  2
                                                           Leases
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Lessee:           Menagerie Salon

Square Footage:   983 square feet

Monthly Rent:     $1,500

Termination Date: April 30, 1998

Lessee:           Mallasadi International

Square Footage:   930 square feet

Monthly Rent:     $1,500

Termination Date: October 1, 1999

Lessee:           Studio Kippenbrock

Square Footage:   1,134 square feet

Monthly Rent:     $2,000

Termination Date: March 17, 1998

HVS International, Mineola, New York                  Addenda: Simultaneous    1
                                                               Valuation Formula
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Explanation of the Simultaneous Valuation Formula

The algebraic equation, known as the Simultaneous Valuation Formula, that solves for the total property value using a ten-year mortgage equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of Hospitality Valuation Services. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(1)

The process of solving for the value of the mortgage and equity components begins by deducting the annual debt service from the forecasted income before debt service, leaving the net income to equity for each projection year. The net income as of the 11th Year is capitalized into a reversionary value using the terminal capitalization rate. The equity residual, which is the total reversionary value less the mortgage balance at that point in time and less any broker and legal costs associated with the sale, is discounted to the date of value at the equity yield rate. The net income to equity for each of the projection years is also discounted back to the date of value. The sum of these discounted values equals the value of the equity component. Because the equity component comprises a specific percentage of the total value, the value of the mortgage and the total property can be computed easily.


(1) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

HVS International, Mineola, New York                  Addenda: Simultaneous    2
                                                               Valuation Formula
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This process can be expressed in two algebraic equations that set forth the mathematical relationships between the known and unknown variables using the following symbols.

NI     = Net income available for debt service

V      = Value

M      = Loan-to-value ratio

f      = Annual debt service constant

n      = Number of years in the projection period

d(e)   = Annual cash available to equity

d(r)   = Residual equity value

b      = Brokerage and legal cost percentage

P      = Fraction of loan paid off during the projection period

f(p)   = Annual constant required to amortize the entire loan during the projection period

R(r)   = Overall terminal capitalization rate applied to net income to calculate total property reversion (sales price at the end of the projection period)

1/S^n  = Current worth of $1 factor (discount factor) at the equity yield rate

Using these symbols, the following formulas can be derived to express some of the components comprising this mortgage and equity valuation process.

Debt Service - A property's debt service is calculated by first determining the mortgage amount which equals the total value (V) multiplied by the loan-to-value ratio (M). Debt service is derived by multiplying the amount of the mortgage by the annual debt service constant (f). The following formula represents debt service.

                            f x M x V = Debt Service

HVS International, Mineola, New York                  Addenda: Simultaneous    3
                                                               Valuation Formula
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Net Income to Equity (Equity Dividend) - The net income to equity (d(e)) is the property's net income before debt service (NI) less debt service. The following formula represents net income to equity.

                             NI - (f x M x V) = d(e)

Reversionary Value - The value of the hotel at the end of the Tenth Year is calculated by dividing the 11th Year's net income before debt service (NI(11)) by the terminal capitalization rate (R(r)). The following formula represents the property's Tenth-Year reversionary value.

                        (NI^11/R(r)) = Reversionary Value

Brokerage and Legal Costs - When a hotel is sold, certain costs are associated with the transaction. Normally, the broker is paid a commission and the attorney collects legal fees. In the case of hotel transactions, brokerage and legal costs typically range from 1% to 4% of the sales price. Because these expenses reduce the proceeds to the seller, they are usually deducted from the reversionary value in the mortgage equity valuation process. Brokerage and legal costs (b) expressed as a percentage of reversionary value (NI^11/R(r)) is calculated by application of the following formula.

                   b (NI^11/R(r)) = Brokerage and Legal Costs

Ending Mortgage Balance - The mortgage balance at the end of the Tenth Year must be deducted from the total reversionary value (debt and equity) in order to determine the equity residual. The formula used to determine the fraction of a loan remaining (expressed as a percentage of the original loan balance) at any point in time (P) takes the annual debt service constant of the loan over the entire amortization period (f) less the mortgage interest rate (i) and divides it by the annual constant required to amortize the entire loan during the ten-year projection period (f(p)) less the mortgage interest rate. The following formula represents the fraction of a loan paid off (P).

                             (f - i)/(f(p) - i) = P

If the fraction of a loan paid off (expressed as a percentage of the initial loan balance) is P, then the remaining loan percentage is expressed as 1 - P.

HVS International, Mineola, New York                  Addenda: Simultaneous    4
                                                               Valuation Formula
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The ending mortgage balance is the fraction of the remaining loan (1 - P) multiplied by the initial loan amount (M x V). The following formula represents the ending mortgage balance.

                                 (1 - P) x M x V

Equity Residual Value - The value of the equity upon the sale at the end of the projection period (d(r)) is the reversionary value less the brokerage and legal costs and the ending mortgage balance. The following formula represents the equity reversionary value.

            (NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

Annual Cash Flow to Equity - The annual cash flow to equity consists of the equity dividend for each projection year plus the equity residual at the end of the Tenth Year. The following formula represents the annual cash flow to equity.

                           NI^1 - (f x M x V) = d(e)^1

                           NI^2 - (f x M x V) = d(e)^2

                          NI^10 - (f x M x V) = d(e)^10

            (NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

Value of the Equity - If the initial amount of the mortgage is calculated by multiplying the loan-to-value ratio (M) by the property value (V), then the equity value is one minus the loan-to-value ratio multiplied by the property value. The following formula represents the value of the equity.

                                    (1 - M) V

HVS International, Mineola, New York                  Addenda: Simultaneous    5
                                                               Valuation Formula
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Discounting the Cash Flow to Equity to the Present Value - The cash flow to equity in each of the projection years is discounted to the present value at the equity yield rate (1/S^n). The sum of all these cash flows is the value of the equity (1 - M) V. The following formula represents the calculation of equity as the sum of the discounted cash flows.

                   (d(e)^1 x 1/S^1) + (d(e)^2 x 1/S^2) + . . .
                + (d(e)^10 x 1/S^10) + (d(r) x 1/S^10) = (1 - M)V

Combine Equations: Annual Cash Flow to Equity and Discounting the Cash Flow to Equity to the Present Value - The last step is to arrive at one overall equation that shows that the annual cash flow to equity plus the yearly discounting to the present value equals the value of the equity.

       ((NI^1 - (f x M x V)) 1/S^1) + ((NI^2 - (f x M x V)) 1/S^2) + . . .

                        ((NI^10 - (f x M x V)) 1/S^10) +

     (((NI^11/R(r)) - (b(NI^11/R(r))) - ((1 - P) x M x V)) 1/S^10) = (1-M)V

Because the property's value (V) is the only unknown, this equation can be readily solved.

Ten-Year Projection of Income and Expense - Because the fixed and variable forecast of income and expense is carried out only to the Stabilized Year, it is necessary to continue the projection to the 11th Year. In most instances, net income before debt service beyond the Stabilized Year is projected at an assumed inflation rate. By increasing a property's revenue and expenses at the same rate of inflation, net income expressed as a percentage of total revenue will remain constant and the dollar amount will escalate at the annual inflation rate. Hotel investors are currently using inflation rates of approximately 3.5% annually. The previously presented ten-year forecast of income and expense illustrates the subject property's net income, which is assumed to increase by 3.5% annually subsequent to the hotel's Stabilized Year of operation.

Solving for Value Using the Simultaneous Valuation Formula - In the case of the subject property, the following known variables have been determined.

HVS International, Mineola, New York                  Addenda: Simultaneous    6
                                                               Valuation Formula
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Table 1: Summary of Known Variables
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      Annual Net Income                   NI          See Forecast
      Loan-to-Loan Value                  M               70.0%
      Interest Rate                       i                9.5%
      Debt Service Constant               f              0.104844
      Equity Yield                        Ye              20.0%
      Brokerage and Legal Fees            b                3.0%
      Annual Constant Required to
       Amortize the Loan in Ten years     fp             0.155277
      Terminal Capitalization Rate        Rr              11.0%

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The following table illustrates the present worth of a $1 factor at the 20.0% equity yield rate.

================================================================================
Table 2: Present Worth of $1 Factor at Equity Yield Rate
--------------------------------------------------------------------------------

                                          Present Worth of $1
                    Year                    Factor at 20.0%
               --------------------------------------------------

                  1997/98                       0.833335
                  1998/99                       0.694446
                  1999/00                       0.578706
                  2000/01                       0.482256
                  2001/02                       0.401880
                  2002/03                       0.334901
                  2003/04                       0.279084
                  2004/05                       0.232571
                  2005/06                       0.193809
                  2006/07                       0.161508

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Using these known variables, the following intermediary calculations must be made before applying the simultaneous valuation formula.

The fraction of the loan paid off during the projection period is calculated as follows.

           P = ( 0.104844 - 0.095 ) / ( 0.155277 - 0.095 ) = 0.163306

The annual debt service is calculated as f x M x V.

                ( f x M x V ) = 0.104844 x 0.70 x V = 0.073391 V

HVS International, Mineola, New York                  Addenda: Simultaneous    7
                                                               Valuation Formula
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Inserting the known variables into the hotel valuation formula produces the following:

                     ( 9,827,000 - 0.073391 V) x 0.833333 +
                     ( 9,609,000 - 0.073391 V) x 0.694444 +
                     ( 9,944,000 - 0.073391 V) x 0.578704 +
                     (10,286,000 - 0.073391 V) x 0.482253 +
                     (10,646,000 - 0.073391 V) x 0.401878 +
                     (11,020,000 - 0.073391 V) x 0.334898 +
                     (11,403,000 - 0.073391 V) x 0.279082 +
                     (11,803,000 - 0.073391 V) x 0.232568 +
                     (12,219,000 - 0.073391 V) x 0.193807 +
                     (12,645,000 - 0.073391 V) x 0.161506 +

            (((13,088,000 / 0.110 ) - ( 0.03 x (13,088,000 / 0.110 ))

            (( 1 - 0.163306 ) x 0.70 x V )) x 0.161506 )=(1- 0.70 )V

Combine Like Terms

      $62,523,604 -  0.402279V = (1 - 0.70)V
                   $62,523,604 = 0.70228V
                             V = $62,523,604 / 0.70228
                             V = $89,029,549

      Value Indicated by the
       Income Capitalization
       Approach (Say)            $89,000,000

HVS International, Mineola, New York         Qualifications of Samantha A. Sudre
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Samantha A. Sudre
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Employment

1997 to present                 HVS INTERNATIONAL
                                Mineola, New York
                                (Hotel Valuations, Market Studies, Feasibility
                                Reports, and Investment Counseling)

Summer, 1996                    BURGER KING CORPORATION
                                Miami, Florida

Summer, 1995                    RIVIERA BISTRO
                                Fort Lauderdale, Florida

Summer, 1994                    GLADSTONE'S 4 FISH
                                Los Angeles, California

Fall, 1992                      HOTEL NEW OTANI
                                Osaka, Japan

Education                       BS - School of Hotel Administration, Cornell
                                University

Professional                    Cornell Society of Hotelmen
Affiliations

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Anne R. Lloyd-Jones, CRE

Employment

1982 to present            HVS INTERNATIONAL
                           Mineola, New York
                           (Hotel/Motel Valuations, Market Studies,
                           Feasibility Reports, and Investment Counseling)

1981                       FAIRMONT HOTEL
                           Dallas, Texas

1979 - 1980                SAGA FOOD SERVICE
                           SWARTHMORE COLLEGE
                           Swarthmore, Pennsylvania

1977 - 1980                DARANNE CATERERS
                           Swarthmore, Pennsylvania


Professional Affiliations  American Society of Real Estate Counselors -
                             Member (CRE)
                           Appraisal Institute - Candidate for Membership Cornell Society of Hotelmen

Education

                           MPS - School of Hotel Administration,
                             Cornell University

                           BA - Swarthmore College

                           Appraisal Institute
                             Course 1A1 - Real Estate Appraisal Principles Course 1A2 - Basic Valuation Procedures
                             Course 1BA - Capitalization Theory and Techniques,
                                          Part A
                             Course 1BB - Capitalization Theory and Techniques,
                                          Part B
                             Course 2-1 - Case Studies in Real Estate Valuation Course 2-3 - Standards of Professional Practice Course 3-1 - Report Writing

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Corporate and Institutional Clients Served

Ashford Financial Corporation
Chase Manhattan Bank, N. A.
Citibank / Citicorp NA
Credit Lyonnais
Doubletree Hotels
Grand Heritage Hotels
Great Western Bank
Goldman Sachs
Holiday Inns, Inc.
Interstate Hotels
MassMutual
Marriott International / Host Marriott
Morgan Stanley
OCWEN Financial Services
Remington Hotels
Sheraton Hotels
Starwood Capital Group
Starwood Lodging Trust
Winegardner & Hammons
Wyndham Hotel Company


Hotel Chains and Management Companies Appraised or Evaluated

Doubletree Hotels
Compri Hotels
Interstate Hotels
Fairmont Hotels
Guest Quarters
Hilton Hotels Corporation
Omni International Hotels
Ramada Hotel Corp.
Servico Hotel Corp.
Winegardner & Hammons


Appearance as an Expert Witness

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Jefferson City, Missouri
Federal Bankruptcy Court, Columbia, South Carolina
Federal Bankruptcy Court, Houston, Texas
Federal Bankruptcy Court, New York, New York
Federal Bankruptcy Court, San Bernardino, California
Federal Bankruptcy Court, Los Angeles, California
Federal Bankruptcy Court, Charlotte, North Carolina
Federal Bankruptcy Court, Miami, Florida
Federal District Court, Central Division, Salt Lake City, Utah
Iowa District Court, Story County, Iowa
Texas District Court, Harris County, Texas
Federal Bankruptcy Court, Tampa, Florida
Utah District Court, Salt Lake County, Utah
Federal Bankruptcy Court, Newark, New Jersey

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated

Arizona
- Wyndham Garden Hotel, Chandler
- Wyndham Garden Hotel - Airport, Phoenix
- Wyndham Garden Hotel - Union Hills, Phoenix
- Canyon Ranch Spa & Fitness Resort, Tucson

Alabama

- Holiday Inn, Birmingham
- Proposed Sheraton, Gulf Shores
- Proposed Inn, Mobile
- Holiday Inn, Sheffield

California
- Industry Hills Sheraton Hotel, City of Industry
- Piccadilly Inn, Fresno
- Proposed Inn at Foss Creek, Healdsburg
- Sunset Towers Hotel, Hollywood
- Proposed La Quinta, Irvine
- Wyndham Garden Hotel, La Jolla
- Days Inn, La Palma
- Proposed Marriott Courtyard, Palm Springs
- Proposed Club Hilton Hotel, Pleasanton
- Center Pointe Development, San Diego
- Holiday Inn-Embarcadero, San Diego
- Holiday Inn-Harbor View, San Diego
- Seven Seas Lodge, San Diego
- Proposed Fountaingrove Inn, Santa Rosa
- Sheraton Round Barn Inn, Santa Rosa
- Wyndham Garden Hotel, Sunnyvale
- Westlake Plaza Hotel, Thousand Oaks
- Proposed Marriott Courtyard, Torrance

Colorado
- Proposed Hotel, Keystone

Connecticut
- Holiday Inn, Milford
- Holiday Inn, New Britain

District of Columbia
- Grand Hotel, Washington
- Wyndham Bristol Hotel, Washington

Florida
- Kon Tiki Village, Kissimmee
- Sheraton Lakeside, Kissimmee
- Holiday Inn, 22nd Street, Miami Beach
- Holiday Inn, 87th Street, Miami Beach
- Holiday Inn, 180th Street, Miami Beach
- Sheraton Resort & Marina, St. Petersburg
- Hilton Hotel, Singer Island
- Royce Hotel, West Palm Beach

Georgia
- Marriott Hotel, Atlanta
- Wyndham Garden Hotel, Atlanta
- Holiday Inn, Brunswick
- Holiday Inn, Jekyll Island
- Mullberry Inn, Savannah
- Royal Savannah Inn, Savannah

Hawaii
- Hobron in Waikiki, Honolulu

Idaho
- Holiday Inn, Boise
- Red Lion Inn, Boise
- Super 8, Boise

Illinois
- Ramada Inn, Bloomington
- Proposed Marriott Courtyard, Glenview
- Wyndham Garden Hotel, Naperville

Indiana
- Holiday Inn, Bloomington
- Inn at the Four Winds, Bloomington
- Ramada Inn, Bloomington
- Hilton Hotel, Fort Wayne
- Airport Hilton Inn, Indianapolis
- Hilton at the Circle, Indianapolis

Iowa
- Holiday Inn, Ames
- Proposed Fairfield Inn, Des Moines

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Kentucky
- Proposed Super 8, London
- Proposed Super 8, Radcliff

Louisiana
- Sheraton Inn, Kenner
- Hotel Meridien, New Orleans

Maine
- Proposed Hotel, Old Orchard Beach

Maryland
- Brookshire Hotel, Baltimore
- Lord Baltimore Hotel, Baltimore
- Hyatt Regency, Bethesda

Massachusetts
- Proposed Marriott Courtyard, Andover
- Hyatt Regency, Cambridge
- Proposed Hotel, Franklin
- Sheraton Inn, Hyannis
- Marriott Hotel, Worcester

Michigan
- Bay Valley Inn, Bay City
- Hilton Airport, Detroit
- Westin Renaissance Center, Detroit
- Hotel Pontchartrain, Detroit
- Proposed Embassy Suites, Lansing
- Hilton Inn, Northfield
- Holiday Inn, Saginaw

Minnesota
- Wyndham Garden Hotel, Bloomington
- Marriott Hotel, Minnetonka

Missouri
- Inn at Grand Glaize, Osage Beach
- Bel Air Hilton, St. Louis
- Holiday Inn Riverfront, St. Louis

Nebraska
- Holiday Inn Airport, Lincoln
- Holiday Inn Northeast, Lincoln

Nebraska (continued)
- Marriott Hotel, Omaha
- Ramada Inn, Omaha
- Red Lion Inn, Omaha

Nevada
- Proposed Super 8, Las Vegas

New Jersey
- Ramada Inn, Edison
- Marriott Hotel, Hanover
- Headquarters Plaza, Morristown
- Hyatt Regency, New Brunswick
- Holiday Inn, North Brunswick

New York
- Hilton Hotel, Albany
- Proposed Embassy Suites, Amherst
- Holiday Inn Arena, Binghamton
- Holiday Inn SUNY, Binghamton
- Proposed Hotel, Binghamton
- Proposed Hilton, Brooklyn
- Marriott Hotel, Dewitt
- Metropole Hotel, Flushing
- Midway Hotel, Flushing
- Ramada Inn, Kingston
- Royce Hotel, La Guardia
- Holiday Inn, Latham
- Proposed Crowne Plaza, Manhattan
- Proposed Prince Street Hotel, Manhattan
- Proposed Roslyn Inn, Roslyn
- Proposed Le Richmonde, Rye Brook
- Hilton Hotel, Syracuse
- Hotel Syracuse, Syracuse
- Proposed Hotel, Watertown

North Carolina
- Proposed Inn, Chapel Hill
- Proposed Indep. Center Marriott Hotel,
    Charlotte
- Royce Hotel, Charlotte
- Howard Johnson's North, Charlotte

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

North Carolina (continued)
- Holiday Inn West, Durham
- Sheraton University Inn, Durham
- Holiday Inn, Fayetteville
- Holiday Inn Downtown, Raleigh

Ohio
- Proposed Hyatt Hotel, Cleveland
- Proposed Marriott Hotel, Cleveland

Oregon
- Holiday Inn Airport, Portland
- Holiday Inn South, Portland

Pennsylvania
- Quality Inn, Allentown
- Holiday Inn, Bensalem
- Proposed Marriott Courtyard, Devon
- Proposed Lafayette Inn, Easton
- Ramada Inn, Erie
- Holiday Inn, Harrisburg
- Marriott Hotel, Harrisburg
- Proposed Super 8, Harrisburg
- Proposed Super 8, Lancaster
- Holiday Inn West, Monroeville
- Days Inn Philadelphia
- Franklin Plaza Hotel, Philadelphia
- Franklin Towne EconoLodge, Philadelphia
- Guest Quarters Hotel, Philadelphia
- Hilton Inn, Northeast, Philadelphia
- Marriott Airport Hotel, Philadelphia
- Holiday Inn Greentree, Pittsburgh
- Holiday Inn Parkway East, Pittsburgh
- Holiday Inn North, Pittsburgh
- Holiday Inn Parkway West, Pittsburgh
- Proposed Hotel, Pittsburgh
- Royce Hotel, Pittsburgh
- Westin William Penn Hotel, Pittsburgh
- Hilton Hotel, Scranton
- Proposed Marriott Courtyard, Valley Forge
- Holiday Inn Meadowlands, Washington
- Ramada Inn, York
- Proposed Super 8, York

Rhode Island
- Proposed Hotel, Providence
- Omni Biltmore Hotel, Providence

South Carolina
- Proposed Charleston Center Hotel, Charleston
- Proposed Cooper River Inn, Charleston
- Howard Johnson's, Spartanburg
- Proposed Middleton Inn and
    Conference Center, Charleston
- Best Western, North Charleston
- Proposed Marriott Courtyard, Columbia
- Fairfield Inn, Florence
- Holiday Inn, Florence
- Fairfield Inn, Greenville
- Proposed Marriott Courtyard, Greenville
- Fairfield Inn, Hilton Head
- Holiday Inn, Hilton Head

Tennessee
- Hampton Inn, Brentwood
- Proposed Marriott Courtyard, Brentwood
- Howard Johnson's, Chattanooga
- Sheraton Hotel, Chattanooga
- Howard Johnson's, Knoxville
- Proposed Capital Mall Convention Center Hotel,
    Nashville
- Clarion Maxwell House, Nashville
- Holiday Inn Briley Parkway, Nashville
- Proposed Marriott Courtyard, Nashville
- Sheraton Music City, Nashville
- Stouffer's Nashville Hotel, Nashville
- Proposed Super 8, Nashville
- Union Station Hotel, Nashville
- Wyndham Garden Hotel, Nashville
- Proposed Super 8, Union City

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Texas
- Proposed Marriott Courtyard, Addison
- Proposed Marriott Courtyard, Arlington
- La Mansion, Austin
- Proposed Marriott Courtyard, Bedford
- Airport Hilton, El Paso
- Hotel Meridien, Houston
- Sheraton Hotel, Houston
- Proposed Marriott Courtyard, Las Colinas
- Proposed Marriott Courtyard, North Dallas
- La Mansion Del Norte, San Antonio
- La Mansion Del Rio, San Antonio
- Proposed Marriott Courtyard, San Antonio
- Proposed Marriott Courtyard - Medical Center,
    San Antonio

Utah
- Deer Valley Resort, Park City
- Hilton Inn, Salt Lake City
- Holiday Inn, Salt Lake City
- Sheraton Hotel, Salt Lake City

Virginia
- Mountain Lake Hotel, Blacksburg
- Howard Johnson's, Bristol
- Boars Head Inn, Charlottesville
- Proposed Fairfield Inn, Hampton
- Proposed Embassy Suites, Herndon
- Ramada Renaissance, Herndon
- Proposed Marriott Courtyard, Manassas
- Omni Hotel, Norfolk

Virginia (continued)
- Proposed Marriott, Norfolk
- Howard Johnson's, Richmond
- Howard Johnson's, Roanoke
- Howard Johnson's, Roanoke Rapids
- Wyndham Hotel, Williamsburg

Washington
- Wyndham Garden Hotel, Bothell
- Redmond Hotel, Redmond
- Wyndham Garden Hotel, SeaTac

West Virginia
Proposed Budget Motel, Princeton

Wisconsin
- Proposed Granada Royale, Green Bay
- Holiday Inn-Downtown, Green Bay

Canada
- Inn on the Park, Toronto

Puerto Rico
- Carib Inn, San Juan

Virgin Islands
- Virgin Grand Beach Hotel, St. Thomas

Jamaica
- Holiday Inn, Montego Bay

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Stephen Rushmore, CRE, MAI, CHA

Employment
1980 to present

                     HVS INTERNATIONAL
                     Mineola, New York
                     (Hotel/Motel Valuations, Market Studies,
                     Feasibility Reports, and Investment Counseling)
1977 - 1980
1971 - 1974

                     HELMSLEY-SPEAR HOSPITALITY SERVICES, INC.
                     New York, New York
                     (Real Estate)
1974 - 1977

                     JAMES E. GIBBONS ASSOCIATES
                     Garden City, New York
                     (Mortgage Banking, Appraisals, Hotel Operations)
Affiliated
Ownership Interests

                     HVS INTERNATIONAL (SAN FRANCISCO, CALIFORNIA)
                     West coast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (MIAMI, FLORIDA)
                     Southeast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (BOULDER, COLORADO)
                     Midwest office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (VANCOUVER, CANADA)
                     Canadian office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (LONDON, ENGLAND)
                     European office for hotel/motel appraisals and counseling

                     HVS - EXECUTIVE SEARCH
                     Hotel/motel executive search and human resource consulting

HVS International, Mineola, New York                Qualifications of Stephen
                                                    Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     HVS - ECO SERVICES
                     Environmental consulting for hotels and motels; administrator of the ECOTEL designation

                     HOSPITALITY EQUITY INVESTORS, INC.
                     Hotel and motel investment and management company

                     TRUMBULL MARRIOTT HOTEL
                     General partner of a 324-room hotel and conference center

                     PRINCETON HOTEL ASSOCIATES
                     General partner of a 128-unit Residence Inn in Princeton, New Jersey

                     SEAVIEW GOLF RESORT ASSOCIATES
                     General partner of a 298-unit, 424-acre Marriott resort in Absecon, New Jersey

                     SHELTON HOTEL ASSOCIATES
                     General partner of a 96-unit Residence Inn in Shelton, Connecticut

                     DANBURY HOTEL ASSOCIATES
                     General partner of a 243-unit Hilton Hotel in Danbury, Connecticut

                     PRUDENTIAL - HEI JOINT VENTURE
                     Joint venture partner with Prudential Insurance Company of America on a 234-unit Embassy Suites in Atlanta, Georgia

                     WESTPORT NORFOLK ASSOCIATES
                     General partner of a 425-unit Omni Hotel in Norfolk,
                     Virginia

                     WESTPORT BWI, LLC
                     General partner of a 310-unit Marriott Hotel in Baltimore, Maryland

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     WESTPORT RARITAN, LLC
                     General partner of a 274-unit Crowne Plaza Hotel in Raritan, New Jersey

                     WESTPORT NOVI, LLC
                     General partner of a 193-unit Hilton Hotel in Novi,
                     Michigan

                     WESTPORT LONG BEACH, LLC
                     General Partner of a 460-unit Sheraton Hotel in Long Beach, California

                     WESTPORT PARK RIDGE, LLC
                     General Partner of a 265-unit hotel and conference center in Valley Forge, Pennsylvania

                     WESTPORT CHARLESTON, LLC
                     General Partner of a 295-unit Hilton Hotel in Charleston, South Carolina

                     HOSPITALITY VALUATION SOFTWARE, INC.
                     Founder of software company that develops and distributes hotel financial analysis software

Hotels Managed

                     Sheraton Hotel, Smithtown, New York
                     Marriott Hotel, Baltimore Airport, Maryland
                     Hilton Hotel, Danbury, Connecticut
                     Residence Inn, Princeton, New Jersey
                     Embassy Suites, Atlanta Airport, Georgia
                     Omni Hotel, Norfolk, Virginia
                     Crowne Plaza, Raritan, New Jersey
                     Hilton Hotel, Novi, Michigan
                     Sheraton Hotel, Long Beach, California
                     Hilton Hotel, Charleston, South Carolina
                     Park Ridge Hotel and Conference Center, Valley Forge, Pennsylvania
                     Hilton Hotel, Wilmington, Delaware

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Professional Affiliations

                     American Society of Real Estate Counselors - Member (CRE)
                     - Board of Governors

                     Appraisal Institute - Member (MAI) (SREA)
                     - Developer and Instructor, Hotel Investment and Valuation Seminar
                     - Developer and Instructor, Hotel Computer Valuation
                     Seminar

                     American Hotel and Motel Association
                     - Certified Hotel Administrator (CHA)
                     - Industry Real Estate Financing Advisory Council (IREFAC)

                     International Society of Hospitality Consultants - Member
                     (ISHC)

                     New York University - Adjunct Assistant Professor of Nutrition, Food and Hotel Management

                     Michigan State University - Honorary Faculty, Honorary Alumnus

                     Certified General Appraiser - Arizona, Colorado, Connecticut, Delaware, District of Columbia, Georgia, Illinois, Massachusetts, Michigan, Minnesota, Nebraska, New Jersey, New York, Oregon, Pennsylvania, South Carolina, Tennessee, Utah, Virginia

                     Licensed Real Estate Broker - New York, Pennsylvania

                     Board of Advisers
                     - Real Estate Finance Journal
                     - Real Estate Workouts & Asset Management

                     American Arbitration Association - National Real Estate Valuation Council

                     Cornell Society of Hotelmen

                     New York University Masters in Hospitality Management - Advisory Board

                     New York University Hospitality Investment Conference - Board of Advisors

                     Beta Gamma Sigma - National Honor Society in Business and Management

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Endowment

                     Hospitality Valuation Services Professor of Hotel Finance and Real Estate
                     - School of Hotel Administration, Cornell University (currently held by Professor James J. Eyster)

Education

                     BS - School of Hotel Administration, Cornell University

                     MBA - Graduate School of Business Administration (Finance), University of Buffalo

                     Candidate for PhD - School of Education, Department of Food Service Management, New York University

Partial List of Teaching and Lecture Assignments

                     Cornell University - Computer Valuation Techniques Michigan State University - Hotel Management Contracts University of North Carolina - Hotel Market Studies University of Virginia - Assessing Hotels
                     American Arbitration Association - Real Estate Arbitration American Hotel and Motel Association - Hotel Obsolescence Appraisal Institute - Hotel Valuation (over 50 seminars) International Association of Assessing Officers - Hotel Valuation
                     Montreal Appraisal Society - Total Project Analysis Society of Real Estate Appraisers - Lease Seminar Lodging Hospitality - Lodging Summit

Published Books
and Seminars

Textbooks
                     The Valuation of Hotels and Motels,
                     Appraisal Institute, Chicago, Illinois, 1978

                     Hotels, Motels and Restaurants: Valuations and Market Studies,
                     Appraisal Institute, Chicago, Illinois, 1983

                     How to Perform an Economic Feasibility Study of a Proposed Hotel/Motel,
                     American Society of Real Estate Counselors, Chicago, Illinois, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Books and Seminars (continued)

Textbooks (continued)

                     Hotel Investments: A Guide for Owners and Lenders, Warren, Gorham and Lamont, Inc., New York, New York, 1990

                     The Computerized Income Approach to Hotel Market Studies and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1990

                     Hotel Investments: A Guide for Owners and Lenders, 1992 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotel Investments: A Guide for Owners and Lenders, 1993 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1992

Student Manuals

                     The Valuation of Lease Interests,
                     Society of Real Estate Appraisers, Chicago, Illinois, 1976

                     Hotel-Motel Valuation Seminar,
                     Appraisal Institute, Chicago, Illinois, 1981, 1988, 1990

                     The Computerized Approach to Hotel Market Studies and Valuations Seminar,
                     Appraisal Institute, Chicago, Illinois, 1991

Demonstration Appraisal

                     Demonstration Appraisal of a Proposed Hotel, Spring Valley, New York, Hospitality Valuation Services, Mineola,
                     New York, 1983, 1990

Chapters

                     The Real Estate Handbook-Second Edition, Dow Jones-Irwin, 1989, "Hotels and Motels"

                     Arbitration of Real Estate Valuation Principles, American Arbitration Association, 1987, "Arbitration in the Hospitality Industry"

                     Ethics in Hospitality Management: A Book of Readings, Educational Institute of the American Hotel and Motel Association, 1992, "Ethics in Hotel Appraising"

                     The Lodging and Food Service Industry, Educational Institute of the American Hotel and Motel Association, 1993, "Insider's Insights"

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles

The Appraisal Journal

                     "Using Total Project Analysis to Compete for Investment
                      Capital," October, 1975
                     "The Appraisal of Food Service Facilities," July, 1980 "Publish and Prosper," October, 1980
                     "Valuation of Hotels and Motels for Assessment Purposes,"
                      April, 1984
                     "Adjusting Comparable Sales for Hotel Assessment Appeals,"
                      July, 1986
                     "Hotel Business Value and Working Capital: A
                      Clarification," January, 1987
                     "Ethics in Hotel Appraising," July, 1993

The Appraiser

                     "Hotel-Motel  Appraisal  Misconceptions  Set  Straight,"
                      January, 1979
                     "No Conventional Financing Available for Hotels: Rushmore,"
                      December, 1979
                     "Estimating Hotel Land Values Using Comparable Ground
                      Leases," April, 1980

Bulletin of the
Cornell Society of
Hotelmen

                     "Employment Philosophy for a Consulting Practice," July,
                      1984

Business Travel News

                     "A Snapshot of a Classic Recovery," July, 1995

The Canadian Appraiser

                     "Hotel/Motel Market Sales Update," Summer, 1987

Capital Sources for Real Estate

                     "Stephen  Rushmore  Discusses the Future of the Lodging
                      Industry," December, 1994

Cayuga Advisor

                     "Secrets to Success in Consulting," October, 1992

Chapter News and Notes

                     "Quantifying a Hotel's Business Value," November, 1979

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles
(continued)

Cornell Hotel &
Restaurant
Administration
Quarterly

                     "A Preliminary Market Study," November, 1974
                     "How Much is Your Place Worth  Today?  A Case Study in
                      Hotel - Motel Valuation," May, 1975
                     "What Can Be Done About Your Hotel's Real Estate Taxes?"
                      May, 1977
                     "The Appraisal of Lodging Facilities," August, 1978
                     "The Appraisal of Food Service Facilities," February,
                      1979
                     "The Appraisal of Lodging Facilities - Update," November,
                      1984
                     "Hotel Sales Prices Down More Than 12%," May, 1991
                     "Seven Current Hotel Valuation Techniques," August, 1992 "The Valuation of Distressed Hotels," October, 1992
                     "Hotel Lending in the 1990's: Amateurs Beware,"
                      December, 1994
                     "Investment Values of Lodging Property: Modeling the
                      Effects of Income Taxes and Alternative Lender Criteria," December, 1995

FCI Spec Sheet

                     "Employment  Philosophy  for  a  Consulting  Practice,"
                      September, 1984

Florida Hotel & Motel Journal

                     "Rushmore Reports Rising Hotel Prices," February, 1995

Hotel and Motel Management

                     "Average Rate vs. Project Cost," May 1, 1974
                     "How to Increase the Marketability of Your Motel," April,
                      1981
                     "Tougher Lending, Lower Room Rate Hikes On Way?" June, 1981 "What is That Mortgage Loan Going to Cost You?" August,
                      1981
                     "How to Perform a Study of Your Property's Market,"
                      October, 1981
                     "How do High Interest Rates Affect Your Motel's Value?"
                      December, 1981
                     "How to Buy a Feasibility  Study That Works for You,"
                      February, 1982
                     "Settling Lease Conflicts  Quickly Through  Arbitration,"
                      April, 1982

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Hotel and Motel Management (continued)

                     "Are Casino Hotels Really Worth $500,000 Per Room?" June,
                      1982
                     "Discount Rates and Internal Rate of Return," August,
                      1982
                     "Determining a Property's Extended Life Cycle,"
                      November, 1982
                     "Using Microcomputers for Forecasting," December, 1982 "Update on Hotel Development Costs," January, 1983 "Estimating a Site's Worth by Finding Its Profit Value,"
                      June, 1983
                     "Hotel Construction May Be Slowing Down a Little Bit,"
                      April, 1983
                     "The Investor's Risk Sways to Prevailing Economic Winds,"
                      August, 1983
                     "Is Your Property Tax at as Low a Level as it Should Be?"
                      October, 1983
                     "The Ultimate Guest Room: Could it Ever Exist Anywhere?"
                      December, 1983

Hotel-Motor Inn Journal

                     A Preventive Maintenance System for Motels," March, 1975

Hotel Valuation Journal

                     "Hotel Valuation Index Peaks During 1989," Fall, 1990 "Hotel Development Costs," Winter, 1991
                     "Hotel Valuation Index for 1990," Spring, 1991
                     "Bad Year for Hotel Sales Prices Confirmed," Spring, 1992 "Hotel Sales Prices on the Rise," Fall, 1994
                     "United States Hotel Values Climb," Spring/Summer, 1995 "It's Time for Franchise Reform," Fall, 1995

Institutions/
Volume Feeding

                     "Greater Risk/Greater Profit Potential:  Hotel Management
                      Contract," May, 1973

Lodging Hospitality

                     "How to Finance Renovation Projects," January, 1974 "Controlling Your Real Estate Taxes," July, 1978 "Putting Together a Sound Financial Package," December,
                      1978
                     "Favorable Outlook for Lodging Values," December, 1983 "Are Your Property Taxes Too High? (Part I and II)," May
                      and June, 1984

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Hotel Development Costs," July, 1984
                     "The Right Management Contract for You," September, 1984 "Selecting the Firm to Prepare Your Feasibility
                      Study," October, 1984
                     "A Quick How-To In Hotel Valuation," November, 1984 "Updating Lodging Interest Rates," December, 1984
                     "Is Your Guest Experience Up to Par?" January, 1985
                     "How to Perform a Breakeven Analysis," May, 1985 "Evaluating Operating Performance," June, 1985
                     "Hotel Lenders Toughen Underwriting Requirements," July,
                      1985
                     "Don't Forget the Pre-Opening Agreement," August, 1985 "Management Companies Should Participate in Financing,"
                      October, 1985
                     "Current Techniques for Valuing Hotel Land," November, 1985 "Hotel Development Costs," December, 1985
                     "Sourcing Debt Into the 1990's," January, 1986
                     "Hotel Valuation Thumb Rule," February, 1986
                     "Value in Use Versus Value in Exchange," March, 1986 "Stretching Feasibility," April, 1986
                     "The Management Question," May, 1986
                     "How to Commission a Feasibility Study," June, 1986
                     "Macro Trends Affecting Property Values," July, 1986 "Hotel-Motel Market Sales Update," August, 1986
                     "Financing Alternatives: Zero Coupon Mortgages," September,
                      1986
                     "Forecasting Lodging Energy Costs," October, 1986 "Portfolio Financing a Better Way," November, 1986
                     "Profit by Looking at History," December, 1986
                     "Why New York Isn't Overbuilt," February, 1987
                     "How to Discourage Hotel Overbuilding: A Case Study,"
                      April, 1987
                     "Structuring an Incentive Management Fee," June, 1987

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Franchising Questions and Answers," July, 1987 "Comparing Hotel Development Costs," August, 1987 "Understanding Economic Life," September, 1987
                     "Prices Rise for Lodging Properties," October, 1987 "Management Companies Are Key to Success," November, 1987 "Evaluating a Management Contract Fee Structure,"
                      December, 1987
                     "Check Profits Before Selecting Hotel Operator," January,
                      1988
                     "It's a Good Time to Review Your Taxes," February, 1988 "How to Use a Management Company Rating System," March,
                      1988
                     "Make Sure Management Contracts Contain These Terms,"
                      April, 1988
                     "Hotel Access and Visibility," May, 1988
                     "Chain Sale Strategies," July, 1988
                     "Evaluating a Hotel Franchise," August, 1988
                     "Evaluating Franchise Fees," September, 1988
                     "Opportunities in Economy Lodging," October, 1988
                     "How to Obtain a Hotel Mortgage," November, 1988 "Arbitration in the Hospitality Industry," December, 1988 "Lodging Development Cost Update," January, 1989 "Amenities as Profit Builders," February, 1989
                     "Hotel Values Mirror the Times," March, 1989
                     "Forecasting Revenue and Expenses," April, 1989
                     "Real Estate Jargon Made Simple," May, 1989
                     "Pricing a Management Contract," June, 1989
                     "Trends in Valuation," July, 1989
                     "Rescuing the Distressed Hotel," August, 1989
                     "Shielding Against Incompetence," September, 1989
                     "Hotel Valuation Revisited," October, 1989
                     "New Breed of Hard Budgets," November, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Figuring Cap Rates," December, 1989
                     "A Glance Backward," January, 1990
                     "Costs Creeping Up," February, 1990
                     "Valuing Distressed Properties," March, 1990
                     "Cap and Discount Rates," April, 1990
                     "An Open Letter," May, 1990
                     "Misconceptions About Appraisals," June, 1990
                     "Hotel Values Still Growing," July, 1990
                     "Hotel Renovation is Key to `90s," August, 1990 "Time Right for Hotel Leases," September, 1990 "Getting a Fix on Rates," October, 1990
                     "The Wrinkles of Class," November, 1990
                     "A Glance Backward," December, 1990
                     "The Price Dropoff," January, 1991
                     "The Cost Washout," February, 1991
                     "Survival of the Fittest," March, 1991
                     "Looking Out and Up," April, 1991
                     "The Bottom is in Sight," May, 1991
                     "The Pitfalls of Liquidation," June, 1991
                     "Extra! Extra! Hospitality News," July, 1991
                     "The Art of Hotel Renovation," August, 1991
                     "No Better Time for a Tax Review," September, 1991 "No Time for Passivity," October, 1991
                     "What a Franchise Really Costs," November, 1991
                     "In Case You Hadn't Heard," January, 1992
                     "Negotiation - The Name of the Game," February, 1992 "Now Could be the Time to Build," March, 1992
                     "The Well May Stay Dry," April, 1992

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Hotel Life Expectancy," May, 1992
                     "Hotel Values - What a Downer," June, 1992
                     "How to Make Money Now," July, 1992
                     "Hotel Chain Class Survey," August, 1992
                     "Budget Dining with Rushmore," September, 1992 "Bookings Up, Rates Will Follow," October, 1992 "Hospitality Master's Good Preparation," November,
                      1992
                     "What's New on the Job Front?" January, 1993
                     "Where Have All the Hotels Gone?" February, 1993 "Hotel Building Costs Continue to Fall," March, 1993 "Hotel Values Head Upward," April, 1993
                     "The Rise and Fall of Trophy Hotels," May, 1993 "Hotel Sales and Prices Rebound," June, 1993
                     "Third Parties Loosening Purse Strings," July, 1993 "Beyond Recycling: The Ecotel," August, 1993
                     "Time to Reduce Property Taxes," September, 1993 "Lodging: The Way I See It," October, 1993
                     "Choosing an Appraiser," November, 1993
                     "Who Needs an Asset Manager?" January, 1994
                     "Investing by the Numbers," February, 1994
                     "Fire Your Staff and Lease Them Back," March, 1994 "Published Rates Hint at Recovery," April, 1994
                     "Now is the Time to Start Building," May, 1994 "Hotel Values Heading Up," June, 1994
                     "Farewell, Friend," July, 1994
                     "Sales Prices Creeping Up," August, 1994
                     "Selecting Green Hotel Supplies," September, 1994 "Don't Write Off Full-Service Hotels," October,
                      1994

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Lodging Hospitality (continued)

                     "Lodging REIT's Are on the Rise," November, 1994 "Going Back to the Future," January, 1995
                     "How much do Managers Make?" March, 1995
                     "Lodging Transactions Soared in '94," April, 1995 "Hotel Development Costs on the Rise," May, 1995 "Hotel Values up Significantly," June, 1995
                     "What a Franchise Costs over the Long Term," July,
                      1995
                     "Road Food Part II," August, 1995
                     "It's Time for Franchise Reform," September, 1995 "Extended Stay May Not Extend Your Profits,"
                      October, 1995
                     "The Year as I See It," November, 1995
                     "Cap Rate 101," January, 1996

Michigan Lodging

                     "Hotel Development Costs," January, 1988

The Mortgage and Real Estate Executives Report

                     "Atlantic City Building Game Involves High Stakes,"
                      August, 1979
                     "How Interest Rates Affect Real Estate Values,"
                      June, 1982
                     "Update on Hotel Development Costs," May 1, 1983

Motel-Hotel Insider

                     "The  $100,000  Plus  Hotel  Room Has Become a
                      Reality," November 19, 1979
                     "Update on Hotel Development Costs," April 4, 1983

NAIFA - The
Appraisal Review

                     "Hotel Valuation Techniques," Vol. 44, 1991

Real Estate Digest

                     "Why Should the Management Team be Important to
                      Hotel Lenders," Fall, 1988

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate
Finance Journal

                     "What is a Typical Fee for a Hotel Management
                      Contract?" Fall, 1988
                     "Hotel Franchise Fees," Winter 1989
                     "Why the Management Team Should be Important to
                      Hotel Lenders," Spring, 1989
                     "Hotel Values and Costs," Summer, 1989
                     "Structuring a Hotel Investment," Fall, 1989
                     "A Guide for Lenders Holding  Distressed  Hotel
                      Loans," Winter, 1990
                     "Estimating  Current  Interest  Rates  for Hotel
                      Financing," Spring, 1990
                     "Hotel Valuation Techniques," Summer, 1990
                     "Now is the Time to Review Your Hotel's Property
                      Taxes," Fall, 1990
                     "Property Tax Assessments for Hotels and Motels,"
                      Winter, 1991
                     "Putting Together Hotel Management  Agreements -
                      Part I," Spring 1991
                     "Putting Together Hotel Management  Agreements -
                      Part II," Summer, 1991
                     "The 1980s - The Decade of Change," Fall, 1991
                     "An Overview of the Hotel Industry: Past, Present,
                      and Future," Spring, 1994

Real Estate Forum

                     "Casino Hotels Raise Valuation Questions,"
                      November, 1981

Real Estate
Investment Ideas

                     "How Fuel and Energy Shortages Should Affect Investment
                      Decisions in the Hospitality Industry," March, 1974
                     "Upward Trend Continues for Sales Price of Hotel-Motel
                      Properties," May, 1988
                     "High Prices Paid for Hotel-Motel Properties," February,
                      1990

Real Estate Issues

                     "Employee Compensation for a Consulting Practice,"
                      Fall/Winter, 1985
                     "Hotel/Motel Market Sales Update," Spring/Summer,
                      1987

Real Estate Newsletter

                     "Computers in Hotel Appraising," May 15, 1989

Real Estate
Investment Ideas

                     "Hotel-Sales Update," Winter, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate Review

                     "Valuing Motels and Hotel in the Current Market,"
                      Fall, 1972
                     "Dealing With Distressed Hostelry Loans," Fall, 1975 "The Mortgage Underwriting Consultant Comes of
                      Age," Fall, 1977
                     "Real Estate Compensation," Winter, 1987

Real Estate Workouts
and Asset Management

                     "Stephen Rushmore on Directions in the Hospitality
                      Industry," September, 1992

Real Values

                     "Hotel Construction Cost Update," April, 1986

Restaurant and
Hotel Design
                     "How Much Should the Renovation Be?" March, 1986
                     "14 Notable Hotel Development Firms," December, 1987

Rushmore on Hotel Valuation

                     "Mortgage - Equity," Winter, 1979
                     "Atlantic City - From Bust to Boom," Winter, 1979 "Mortgage - Equity," Spring, 1979
                     "Developing Mortgage Data," Spring 1979
                     "Gasoline and Market Values, " Spring, 1979
                     "Mortgage - Equity," Fall, 1979
                     "Quantifying a Hotel's Business Value," Fall, 1979 "What Has Happened to Typical Hotel-Motel
                      Development Costs?," Fall, 1979
                     "Mortgage-Equity," Winter, 1980
                     "Extending Hotel Economic Life Through Renovation,"
                      Winter, 1980
                     "Estimating Hotel Land Values Using Comparable
                      Ground Leases," Winter, 1980
                     "Quantifying the Value of Personal Property to a
                      Going Hotel," Spring, 1980
                     "Recent Changes in New York City's Hotel Market,"
                      Spring, 1980
                     "Hotel-Motel Economic Lives," Fall, 1980
                     "Mortgage - Equity," Fall, 1980
                     "Mortgage - Equity," Winter, 1981
                     "Developing Mortgage Data," Winter, 1981
                     "Statistical  Support  for  Food  and  Beverage
                      Projections," Winter, 1981
                     "Mortgage - Equity," Spring/Summer, 1981

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Rushmore on Hotel Valuation (continued)

                     "Quantifying a Hotel's Demand," Spring/Summer, 1981
                     "A Five-Year Overview of Typical Hotel-Motel
                      Development Costs," Spring/Summer, 1981
                     "Mortgage - Equity," Winter/Spring, 1982
                     "Update on Hotel Capitalization Rates,"
                      Winter/Spring, 1982
                     "Mortgage - Equity," Summer/Fall, 1982
                     "Are Casino Hotels Really Worth $500,000 Per Room?"
                      Summer/Fall, 1982
                     "The Hotel-Motel Life Cycle, Summer/Fall, 1982
                     "Mortgage - Equity," Winter/Spring, 1983
                     "Update on Hotel Development Costs," Winter/Spring, 1983 "The Valuation of Hotels and Motels for Assessment
                      Purposes," Winter, 1984
                     "Hotel Capitalization Rates," Summer, 1984
                     "Hotel Development Cost Survey," Summer, 1984
                     "Selecting a Hotel Management Company," Fall, 1984 "Hotel Capitalization Rates," Spring, 1985
                     "How to Perform a Breakeven Analysis," Spring, 1985 "Hotel Capitalization Rates," Winter, 1986
                     "Hotel Development Costs," Winter, 1986
                     "Hotel Valuation Survey," Winter, 1987
                     "Impact of New Tax Laws on Hotel Values," Winter, 1987 "Hotel-Motel Market Sales Update," Winter, 1987 "Structuring an Incentive Management Fee," Fall, 1987 "Understanding Your Hotel's Economic Life," Fall, 1987 "Hotel Development Costs," Fall, 1987
                     "Hotel, Motel Market Sales Update," Winter, 1988 "Amenity Creep," Winter, 1989
                     "Hotel Franchise Fees," Winter, 1989
                     "Hotel Valuation Index," Fall, 1989
                     "Latest Trends in Hotel Values," Fall, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Tri-State Real Estate Journal

                     "Across the Nation: Hotel Sale Prices Escalate on Average,"
                      December 23, 1994

U.S. Real Estate Week

                     "All-Suites Market Entering Second Phase," May 4, 1987

Valuation

                     "Hotel-Motel Market Sales Update," February, 1987

Quarterly Newsletter
Hotel Valuation Journal

                     Professional newsletter with a circulation of 10,000

Real Estate Column
Lodging Hospitality

                     Real estate editor for a major monthly hospitality periodical

Hospitality Column
Real Estate Finance Journal

                     Contributing hospitality editor

Computer Software
Hospitality Valuation Software

                     Hotel financial software for room night analyses, income and expense forecasts, and valuation calculations - developed and distributed for the Appraisal Institute

Hotel-Motel Data
Hospitality Market Data
Exchange

                     National clearinghouse for information pertaining to hotel and motel transactions

Hotel Valuation Index

                     National index of hotel value trends for 24 individual market areas

Hospitality Seminar Series

                     Intensive short courses for hotel and restaurant professionals

Hotel Franchise Fees Analysis Guide

                     Analysis of hotel franchise fees and costs

Hospitality Bibliography

                     Comprehensive literature index of hotel and restaurant books and articles

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Awards
Robert H. Armstrong Award

                     For the most significant contribution to The Appraisal Journal in 1975

Activities

                     Commercial pilot, instrument, multi-engine; sailing; skiing

Corporate and Institutional Clients Served

Aetna Life Insurance
AIG Real Estate Investment
Aldrich Eastman and Waltch
Allstate
American Airlines
America's Best Inns
Arthur Anderson & Company
Bankers Trust Company
Bank of America
Bank of Boston
Bank of Montreal
Bank of New York
Bank of Nova Scotia
Bank of Tokyo
Bank One-Columbus
Banque Indosuez
Barclay's Bank
Baybank Boston
The Beacon Companies
Bear, Stearns & Company, Inc.
Best Inns
Best Western International
Boykin Management Co.
Bradbury Suites
C. Itoh
Caesar's World
California Dept. of Transportation
Chase Lincoln First Bank, N.A.
Chase Manhattan Bank
Chemical Bank
Chrysler Capital Corporation
CIGNA
Citibank
Citicorp Real Estate
City of Boston
City of Detroit
City of Grand Rapids
City of Kalamazoo
City of Orlando
City of Philadelphia
City of Santa Monica
City of Toronto
Columbia Sussex Corporation
Continental Illinois National Bank
Copley Real Estate Advisors
Corporex Development
CRI, Inc.
Cushman and Wakefield
Days Inns
Edward J. DeBartolo Corp.

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and Institutional Clients Served (continued)

Deer Valley Ski Corporation
Doubletree Hotels
Drury Inns
Econo Lodge
Economic Development Admin.
EIE Regent International
Embassy Suites
Equitable Life Assurance
Equitable Real Estate Investment
European American Bank
Fairmont Hotels
Federal Deposit Insurance Corp.
First Boston
First California Savings
First Interstate Bank
First National Bank of Chicago
Four Seasons Hotels
Goldman, Sachs
Greater Orlando Aviation Authority
Great Western Bank
Great Western Savings
Guest Quarters
Hampton Inns
Hilton Hotels, Corp.
Hilton International
Holiday Corporation
Holiday Inns
Home Savings of America
Howard Johnson's
Hudson Hotels Corporation
Hyatt Hotels
Industrial Bank of Japan
Interstate Hotels
The Irvine Company
ITT Commercial Finance Corp.
Japan Airlines
JDC (America) Corporation
John Q. Hammons
John Hancock Life Insurance
Johnson & Wales College
Kenneth Leventhal & Assoc.
Kidder Peabody & Company, Inc.
La Quinta
Larken, Inc.
Lexington Companies
Loews Hotels
Harry Macklowe Real Estate
Marine Midland Bank, N.A.
Marriott Corporation
MA Bay Transit Authority
Massachusetts Mutual Life
Mellon Bank
Meridien Hotels
Merrill Lynch
Merrill Lynch Capital Markets
Metropolitan Life Insurance
Microtel
Midlantic Bank

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and Institutional Clients Served (continued)

Mitsubishi
Morgan Guaranty Bank & Trust Co.
J.P. Morgan Investment Management
Morgan Stanley
Motel 6, Inc.
Mutual Benefit Co.
National Westminster Bank
New York Life Insurance
Nippon Credit Bank
Nomura Securities Int'l
North American Taisei Corporation
Northwestern Mutual Life
Omni Hotels
Parabas Bank
Prime Motor Inns
Property Capital Trust
Prudential Life Insurance
Radisson Hotels
Ramada Inns
Red Lion Inns
Regent International
Registry Hotels
Residence Inns
Resolution Trust Corporation
Rhode Island Hospital Trust
Ritz-Carlton Hotels
Rodeway Inns
Rose Associates
Salomon Brothers
San Antonio Hotel/Motel Assoc.
Sanwa Bank
Security Pacific Bank
Servico Management Corp.
Sheraton Hotels
Sonesta Hotels
Sonnenblick-Goldman
Steamboat Ski Corporation
Stouffer Hotels
Stratton Corporation
Sumitomo Bank
Summerfield Hotel Corporation
Super 8 Hotels
Swiss Bank Corporation
Taisei
Texas Commerce Bancshares, Inc.
Tishman Realty Corporation
Trans World Airlines
Travelers Insurance
TraveLodge
Trusthouse Forte
UBS Securities
Union Labor Life
United Bank of Switzerland
United Inns, Inc.
United States Steel
Universal Hotels
U.S. Air Force
U.S. Department of Justice

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Corporate and
Institutional Clients
Served (continued)

U.S. Department of the Army
U.S. Department of the Interior
U.S. Economic Development Authority
U.S. Trust Company
Walt Disney Productions
Westin Hotels
Williams Hospitality Corporation
Winegardner & Hammons
Winthrop Financial Associates
Wyndham Hotels
Zeckendorf Company

Appearance as
an Expert Witness

Administrative Law Court - SEC, Washington, DC
Appellate Tax Board, Boston, Massachusetts
Arbitration, Wayne, New Jersey
Assessment Appeals Board, Los Angeles County, Los Angeles, California Board of Equalization and Review, Washington, District of Columbia (2) Board of Taxation, Atlantic City, New Jersey
Bureau de Revision Evaluation Fonciere du Quebec, Montreal, Canada Circuit Court, Orange County, Orlando, Florida
Condemnation Review Board, Minneapolis, Minnesota
Corporation Committee, Rhode Island State Senate
Court  of  Common  Pleas,  Allegheny  County, Pennsylvania
Court of Common Pleas, Franklin County, Ohio
Court of Common Pleas, Montgomery, Pennsylvania
Court of Common Pleas, Pittsburgh, Pennsylvania
Court of Common Pleas, Philadelphia, Pennsylvania
Court of Queen's Bench of Alberta, Canada
District Court, Arapahoe County, Colorado
District Court, Dallas County, Texas
District Court, Harris County, Texas
District Court, Tarrant County, Texas
District  Court,  Hennepin  County,  Minneapolis, Minnesota
District Court, Knoxville, Tennessee
Federal Bankruptcy Court, Oakland, California
Federal Bankruptcy Court, Los Angeles, California

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Appearance as
an Expert Witness
(continued)

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Denver, Colorado
Federal Bankruptcy Court, District of Columbia
Federal Bankruptcy Court, Miami, Florida (2)
Federal Bankruptcy Court, Chicago, Illinois
Federal Bankruptcy Court, New Orleans, Louisiana
Federal Bankruptcy Court, Greenbelt, Maryland
Federal Bankruptcy Court, Baltimore, Maryland
Federal Bankruptcy Court, Rockville, Maryland
Federal Bankruptcy Court, Boston, Massachusetts
Federal Bankruptcy Court, Grand Rapids, Michigan
Federal Bankruptcy Court, Las Vegas, Nevada
Federal Bankruptcy Court, Newark, New Jersey (2)
Federal Bankruptcy Court, Manhattan, New York (2)
Federal Bankruptcy Court, Westbury, New York
Federal Bankruptcy Court, Philadelphia, Pennsylvania
Federal Bankruptcy Court, Reading, Pennsylvania
Federal Bankruptcy Court, Salt Lake City, Utah
Federal Bankruptcy Court, Madison, Wisconsin (2)
Federal District Court, Rochester, New York
Federal District Court, Philadelphia, Pennsylvania (2)
Judicial  Arbitration  and  Mediation  Services, Dallas, Texas
Michigan Tax Tribunal, Detroit, Michigan
New Jersey Tax Court, Newark, New Jersey (2)
Superior Court, District of Columbia
Superior Court, Clayton County, Georgia (2)
Superior Court of North Carolina
Superior Court, Nashua, New Hampshire
Supreme Court, New York State, Buffalo, New York
Supreme Court, New York State, Manhattan, New York
Supreme Court, New York State, Riverhead, New York

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Appearance as
an Expert Witness
(continued)

Tax Review Board, San Joaquin County, Stockton, California
Tax Review Board, Bangor, Maine
Tax Review Board, Schenectady, New York
Tax Review Board, Yorktown, New York
Tax Review Board, North Carolina
Tax Review Board, Philadelphia, Pennsylvania (2)
U.S. District Court, Wilmington, Delaware
U.S. District Court, Madison, Wisconsin

  ==============================================================================
  Partial List of Hotels/Motels, Appraised or Reviewed Internationally

  North America

  Canada

   - Delta Hotel, Calgary
   - Econo Lodge, Hull
   - Hotel Lord Berri, Montreal
   - Hotel Vogue, Montreal
   - Hyatt Regency, Montreal
   - Le Ragence Hyatt, Montreal
   - Holiday Inn, Oshawa, Ontario
   - Hotel Le Chantecler, Quebec
   - Bond Place Hotel, Toronto
   - Carlton Hotel, Toronto
   - Chelsea Hotel, Toronto
   - Delta Chelsea Hotel, Toronto
   - Four Seasons on the Park, Toronto
   - Inn on the Park, Toronto
   - Novotel Missisauga, Toronto
   - Ramada Inn, Toronto
   - Sutton Hotel, Toronto
   - Toronto Marriott East, Toronto
   - Westbury Hotel, Toronto
   - Burnaby Villa Inn, Vancouver
   - Four Seasons Hotel, Vancouver
   - Sheraton Land Mark, Vancouver
   - Sheraton Plaza 500, Vancouver
   - Four Seasons Yorkville Hotel, Yorkville

  United States

  Alabama
   - MEI - Birmingham West, Bessemer
   - Comfort Inn, Birmingham
   - Courtyard by Marriott, Birmingham
   - Courtyard by Marriott-Hoover, Birmingham
   - Courtyard By Marriott/Homewood, Birmingham
   - Crown Sterling Suites, Birmingham
   - Fairfield Inn, Birmingham
   - Holiday Inn, Birmingham
   - Howard Johnson, Birmingham
   - Knights Inn, Birmingham
   - Ramada Inn, Birmingham
   - Residence Inn by Marriott, Birmingham
   - Still Waters Resort, Dadeville
   - Ramada Inn, Gadsden
   - Sheraton Hotel, Gulf Shores
   - Courtyard by Marriott, Huntsville
   - Knights Inn, Huntsville
   - Marriott Hotel-Proposed, Huntsville
   - La Quinta Inn, Huntsville University
   - Days Inn, Mobile
   - Hotel - Proposed, Mobile
   - Inn-Proposed, Mobile
   - Stouffer Riverview, Mobile
   - Courtyard by Marriott, Montgomery
   - Fairfield Inn, Montgomery
   - Holiday Inn-Downtown, Montgomery
   - Holiday Inn-East, Montgomery
   - Howard Johnson, Montgomery
   - La Quinta Inn, Montgomery
   - Residence Inn, Montgomery
   - Marriott's Grand Hotel, Point Clear
   - Holiday Inn, Sheffield
   - La Quinta, Tuscaloosa
   - Masters Economy Inn, Tuscaloosa
   - Proposed Extended Stay, West Mobile

  Alaska
   - Barratt Inn, Anchorage
   - Clarion Hotel, Anchorage
   - Holiday Inn, Anchorage
   - Hotel Captain Hook, Anchorage
   - International Airport Inn, Anchorage
   - Sheraton Anchorage Hotel, Anchorage

  Arizona
   - Holiday Inn, Bullhead City
   - Embassy Suites, Camelback
   - Compri Hotel-Proposed, Chandler
   - Quality Inn, Chandler
   - Ramada Inn, Chandler
   - AmeriSuite Hotel-Proposed, Flagstaff
   - Holiday Inn, Flagstaff
   - Motel 6, Flagstaff
   - Rodeway Inn, Flagstaff
   - Bright Angel Lodge, Grand Canyon
   - El Tovar Hotel, Grand Canyon
   - Grand Canyon National Park, Grand Canyon
   - Kachina Lodge, Grand Canyon
   - Maswik Lodge, Grand Canyon
   - Moqui Lodge, Grand Canyon
   - Phantom Ranch, Grand Canyon
   - Thunderbird Lodge, Grand Canyon
   - Yavapai Lodge, Grand Canyon
   - Hampton Inn-Proposed, Holbrook
   - Moqui Lodge, Kaibab National Forest
   - Rodeway Inn, Kingman
   - Nautical Inn Resort, Lake Havasu City
   - Lexington Hotel Suites, Mesa
   - Biosphere II Conference Center, Oracle
   - Best Western-Per Diem, Phoenix
   - Bobby McGee's, Phoenix
   - Caravan Inn, Phoenix
   - Compri Hotel-Proposed, Phoenix
   - Courtyard by Marriott-Black Canyon, Phoenix
   - Courtyard by Marriott-Mesa, Phoenix
   - Crescent Phoenix Hotel, Phoenix
   - Crown Sterling Suites, Phoenix
   - Days Inn, Phoenix
   - Doubletree Inn at Park Central, Phoenix
   - Embassy Suites, Phoenix
   - Embassy Suites-Biltmore, Phoenix
   - Executive Park Hotel, Phoenix
   - Fountain Suites Hotel, Phoenix
   - Granada Royale-Camelhead, Phoenix
   - Hilton Hotel, Phoenix
   - Holiday Inn, Phoenix
   - Hyatt Regency, Phoenix
   - La Quinta Hotel, Phoenix
   - Lexington Hotel Suites, Phoenix
   - Newton's Sands, Phoenix
   - Phoenician Golf & Tennis Resort, Phoenix
   - Pointe Hilton at Tapatio Cliffs, Phoenix
   - Quality Inn, Phoenix
   - Ramada Inn-Airport, Phoenix
   - Ramada Inn-East, Phoenix
   - Ritz Carlton, Phoenix
   - Sunburst Resort Hotel, Phoenix
   - Hassayampa Inn, Prescott
   - Clarion Inn at McCormick Ranch, Scottsdale
   - Conference Center, Scottsdale
   - Courtyard by Marriott-Mayo, Scottsdale
   - Doubletree Inn at Scottsdale Mall, Scottsdale
   - Fairfield Inn, Scottsdale
   - Fashion Square Hotel, Scottsdale
   - Loews Paradise Resort, Scottsdale
   - Marriott Camelback Inn, Scottsdale
   - Marriott Mountain Shadows, Scottsdale
   - Mountain Shadows Resort, Scottsdale
   - Orange Tree Resort, Scottsdale
   - Ramada-Valley Ho, Scottsdale
   - Red Lion's La Posada Resort, Scottsdale
   - Registry Resort, Scottsdale
   - Rodeway Inn, Scottsdale
   - Scottsdale Princess, Scottsdale
   - Sheraton Scottsdale Resort, Scottsdale
   - The Phoenician, Scottsdale
   - Valley Ho, Scottsdale
   - John Gardiner's Enchantment, Sedona
   - L'Auberege de Sedona, Sedona
   - Los Abrigados, Sedona
   - Orchards Inn, Sedona
   - Hotel-Proposed, Sierra Vista
   - Motel 6, Sierra Vista
   - Temple Bar Resort, Temple Bar
   - Coachman Inn - Proposed, Tolleson/Phoenix
   - Tubac Resort, Tubac
   - Canyon Ranch, Tucson
   - Coachman Inn-Proposed, Tucson
   - Courtyard by Marriott, Tucson
   - Doubletree Inn, Tucson
   - Embassy Suites, Tucson
   - Granada Royale Hometel-E. Broadway, Tucson
   - Hotel Park Tucson-Proposed, Tucson
   - Lexington Suites Hotel, Tucson
   - Loews Hotel, Tucson
   - Resort Hotel-Proposed, Tucson
   - Rodeway Inn, Tucson
   - Sunbelt Commerce Center Hotel, Tucson
   - La Quinta Inn, Tucson East
   - Bobby McGee's, Tuscon
   - Radisson Suite Hotel, Tuscon
   - Ventana Canyon Golf and Racquet, Tuscon
   - Ramada Inn, Union Hill

  Arkansas
   - Sheraton Inn, Fort Smith
   - Hilton, Hot Springs
   - Holiday Inn-Lake Hamilton, Hot Springs
   - Courtyard by Marriott, Little Rock
   - Holiday Inn, Little Rock
   - Legacy Hotel, Little Rock
   - Little Rock Hilton, Little Rock
   - Masters Economy Inn, Little Rock
   - Red Carpet Inn, Little Rock
   - Super 8, Little Rock
   - Masters Economy Inn, North Little Rock
   - Masters Economy Inn, Protho-Junction
   - Holiday Inn, Texarkana

  California
   - Hampton Inn, Agoura Hills
   - Ramada Inn, Agoura Hills
   - Residence Inn-Proposed, Agoura Hills
   - Island Motel, Almeda
   - Anaheim Hilton & Towers, Anaheim
   - Anaheim Park Motor Inn, Anaheim
   - Anaheim Plaza Hotel, Anaheim
   - Best Western Pavillions, Anaheim
   - Carousel Inn, Anaheim
   - Conestoga Hotel, Anaheim
   - Courtyard by Marriott, Anaheim
   - Crown Sterling Suites, Anaheim
   - Disneyland Hotel, Anaheim
   - Golden Forest Motel, Anaheim
   - Hampton Inn, Anaheim
   - Hilton, Anaheim
   - Holiday Inn Anaheim Center, Anaheim
   - Hotel-Proposed, Anaheim
   - Marriott Hotel, Anaheim
   - Pan Pacific Hotel, Anaheim
   - Pitcairn Motel, Anaheim
   - Raffles Inn, Anaheim
   - Ramada Maingate/Disneyland Hotel, Anaheim
   - Roger Morris Inn, Anaheim
   - Stovall's Inn, Anaheim
   - The Station Inn, Anaheim
   - Travelodge Inn at the Park, Anaheim
   - AmeriSuite, Anaheim Hills
   - Comfort Inn, Anahiem
   - Mansouri Hotel, Antioch
   - Red Lion, Apple Valley
   - Hampton Inn, Arcadia
   - Residence Inn, Arcadia
   - Hilton Lodge, Arrowhead Lake
   - Auburn Inn, Auburn
   - Sleep Inn, Auburn
   - Allstar Inn, Bakersfield
   - Clarion Hotel, Bakersfield
   - Courtyard by Marriott, Bakersfield
   - Economy Inn, Bakersfield
   - Ramada Inn, Bakersfield
   - Red Lion Hotel, Bakersfield
   - Residence Inn, Bakersfield
   - Rodeway Inn, Bakersfield
   - Hilton Hotel, Baldwin Park
   - San Gabriel Valley Hotel, Baldwin Park
   - The Hilton Hotel, Baldwin Park
   - Allstar Inn, Barstow
   - Economy Inn, Barstow
   - Marriott Berkeley Marina, Berkeley
   - Shattuck Hotel, Berkeley
   - Beverly Hills Hotel, Beverly Hills
   - Beverly Rodeo Hotel, Beverly Hills
   - Beverly Wilshire Hotel, Beverly Hills
   - Hilton Hotel-Cresthil, Beverly Hills
   - L'Ermitage, Beverly Hills
   - Peninsula Hotel, Beverly Hills
   - Best Western, Big Bear Lake
   - Big Bear Hotel, Big Bear Lake
   - Big Bear Lake Resort, Big Bear Lake
   - Big Bear Towering Pines, Big Bear Lake
   - Motel 6, Big Bear Lake
   - Post Ranch, Big Sur
   - Ventana Inn, Big Sur
   - Rodeway Inn, Blythe
   - Courtyard by Marriott, Brea
   - Holiday Inn, Brentwood
   - Courtyard by Marriott, Buena Park
   - Fairfield Inn, Buena Park
   - Hampton Inn, Buena Park
   - Holiday Inn, Buena Park
   - Crowne Sterling Suites, Burlingame
   - Hyatt Regency, Burlingame
   - Mariott Hotel - SFO, Burlingame
   - Marriott, Burlingame
   - Marriott-San Francisco Airport, Burlingame
   - Radisson Hotel-Proposed, Burlingame
   - Sheraton Hotel, Burlingame
   - Courtyard by Marriott, Camarillo
   - Best Western Fireside Inn, Cambria
   - Cambria Pines Lodge, Cambria
   - Residence Inn, Campbell
   - Hotel-Proposed, Capitola
   - Resort Hotel, Spa & Conference Ctr., Capitola
   - Allstar Inn, Carlsbad
   - Carlsbad Inn, Carlsbad
   - Inn of America, Carlsbad
   - La Costa Hotel and Spa, Carlsbad
   - Olympic Resort Hotel, Carlsbad
   - Tickle Pink Inn, Carmel
   - Allstar Inn, Carpinteria
   - Desert Princess Country Club, Cathedral City
   - Royce Suites Hotel, Cathedral City
   - Digger Bay, Central Valley
   - Marriott Hotel-Proposed, Century City
   - Westin Century Plaza Hotel, Century City
   - Neighborhood Inn-Proposed, Chatsworth
   - Red Lion Hotel, Chico
   - Otay Valley Inn, Chula Vista
   - Travelodge-Otay Valley, Chula Vista
   - Ramada Inn, City of Commerce
   - Sheraton Hotel, City of Industry
   - Allstar Inn, Coalinga
   - Harris Ranch Restaurant/Inn, Coalinga
   - Howard Johnson, Colton
   - Best Western Willow Tree Inn, Compton
   - Concord Hotel, Concord
   - Hilton Hotel, Concord
   - The Trees Inn, Concord
   - Motel 6, Corona
   - Hotel del Coronado, Coronado
   - Loews Coronado Bay Resort, Coronado
   - Madera Village Inn, Corte Madera
   - Ha' Penny Inn, Costa Mesa
   - La Quinta Hotel, Costa Mesa
   - Marriott Suites, Costa Mesa
   - Red Lion Hotel, Costa Mesa
   - Residence Inn, Costa Mesa
   - Pacifica Hotel, Culver City
   - Ramada Inn, Culver City
   - Courtyard by Marriott, Cupertino
   - Doubletree Hotel, Cupertino
   - Doubletree Hotel, Dana Point
   - Spa-Proposed, Danville
   - El Rancho, Davis
   - Furnace Creek Resort, Death Valley
   - Stovepipe Wells Village, Death Valley
   - Hilton, Del Mar
   - Days Inn, Diamond Bar
   - Compri Hotel, El Segundo
   - Proposed Summerfield, El Segundo
   - Days Inn, Emeryville
   - Holiday Inn-Bay Bridge, Emeryville
   - Lyons Restaurant, Emeryville
   - Budget Motel, Encinitis
   - Marriott Tenaya Lodge-Proposed, Fishcamp
   - Holiday Inn, Fort Myers Beach
   - All Suites Hotel/Athletic Club, Foster City
   - Clubtel-Proposed, Foster City
   - Courtyard by Marriott, Foster City
   - Holiday Inn, Foster City
   - Courtyard by Marriott, Fremont
   - Fremont Hotel, Fremont
   - Motel 6, Fremont
   - Residence Inn, Fremont
   - Allstar Inn, Fresno
   - AmeriSuite, Fresno
   - Chateau Inn, Fresno
   - Courtyard by Marriott, Fresno
   - Economy Inn, Fresno
   - Hacienda, Fresno
   - Holiday Inn, Fresno
   - Holiday Inn-Fresno Airport, Fresno
   - Howard Johnson Motel, Fresno
   - Piccadilly Inn, Fresno
   - Travelers Inn, Fresno
   - Travelers Lodge, Fresno
   - Griswold's Hotel, Fullerton
   - Holiday Inn, Fullerton
   - Marriott Hotel, Fullerton
   - Hotel-Proposed, Garden Grove
   - Hyatt Regency Alicante, Garden Grove
   - Princess Hotel, Garden Grove
   - Motel 6, Gilroy
   - Hyatt Regency-Proposed, Goleta
   - Allstar Inn, Hacienda Heights
   - Courtyard by Marriott, Hacienda Heights
   - Half Moon Bay Lodge, Half Moon Bay
   - Courtyard by Marriott, Harbor Boulevard
   - Grosvenor, Harborside-Pt. Loma
   - Inn at Foss Creek, Healdsburg
   - Chateau Marmont, Hollywood
   - Hollywood Palm Hotel, Hollywood
   - Sunset Towers Hotel, Hollywood
   - Waterfront Hilton Hotel, Huntington Beach
   - Compri Hotel, Hutton Centre
   - Grand Champions Resort, Indian Wells
   - Stouffer Esmerelda Resort, Indian Wells
   - Courtyard By Marriott, Irvine
   - Courtyard by Marriott - Proposed, Irvine
   - Embassy Suites, Irvine
   - Hilton Hotel, Irvine
   - Holiday Inn, Irvine
   - Hyatt Hotel, Irvine
   - La Quinta-Proposed, Irvine
   - Marriott Hotel, Irvine
   - Marriott-Proposed, Irvine
   - Registry Hotel, Irvine
   - Residence Inn-Proposed, Irvine
   - Amador Inn, Jackson
   - Embassy Suites, La Jolla
   - Hotel-Proposed, La Jolla
   - La Jolla Property, La Jolla
   - La Jolla Village Inn, La Jolla
   - Marriott Hotel, La Jolla
   - Residence Inn, La Jolla
   - Days Inn-Proposed, La Palma
   - PGA West Resort - Proposed, La Quinta
   - Lafayette Park Hotel, Lafayette
   - Laguna Shores, Laguna Beach
   - Holiday Inn, Laguna Hills
   - Ryokan Hotel-Proposed, Laguna Hills
   - Villa Valencia, Laguna Hills
   - Ritz Carlton, Laguna Niguel
   - Lake Mohave Resort, Lake Mohave
   - Resort at Squaw Creek, Lake Tahoe
   - Courtyard by Marriott, Larkspur Landing
   - Hilton, Las Cruces
   - Surf and Sand Hotel, Leguna Beach
   - Holiday Inn, Lido Beach
   - Motel-Proposed, Little Lake
   - Residence Inn, Livermore
   - Residence Inn-Proposed, Livermore
   - Breakers Hotel, Long Beach
   - Holiday Inn, Long Beach
   - Holiday Inn Airport, Long Beach
   - Marriott Hotel-Long Beach Airport, Long Beach
   - Marriott Hotel-Proposed, Long Beach
   - Ramada Renaissance Hotel, Long Beach
   - Residence Inn, Long Beach
   - Sheraton Long Beach & Office Tower, Long Beach
   - Airport Park Hotel, Los Angeles
   - Bel Age, Los Angeles
   - Biltmore Hotel, Los Angeles
   - Century Inn, Los Angeles
   - Checkers Hotel, Los Angeles
   - Courtyard by Marriott-Irvine Main, Los Angeles
   - Courtyard by Marriott-LAX Airport, Los Angeles
   - Crown Sterling Suites, Los Angeles
   - Days Inn, Los Angeles
   - Econo Lodge-Proposed, Los Angeles
   - Embassy Suites, Los Angeles
   - Embassy Suites-LAX-Proposed, Los Angeles
   - Four Seasons, Los Angeles
   - Hampton Inn-LAX, Los Angeles
   - Herrick and Campbell, Los Angeles
   - Hilton & Towers-LAX, Los Angeles
   - Hilton Hotel, Los Angeles
   - Holiday Inn Crowne Plaza-LAX, Los Angeles
   - Le Montrose Hotel, Los Angeles
   - Ma Maison Sofitel, Los Angeles
   - Macklowe Hotel, Los Angeles
   - Marriott Century City, Los Angeles
   - MCA Hotel-Proposed, Los Angeles
   - New Otani Hotel, Los Angeles
   - Playa Vista Development, Los Angeles
   - Stouffer Concourse Hotel, Los Angeles
   - Westin Bonaventure, Los Angeles
   - Westwood Marquis Hotel, Los Angeles
   - Los Gatos Lodge, Los Gatos
   - Macienda Inn, Los Gatos
   - Toll House Inn, Los Gatos
   - Residence Inn, Manhattan Beach
   - All Suite Hotel, Marina Del Rey
   - Marina Beach Hotel, Marina del Rey
   - Marina del Rey Hotel and Marina, Marina del Rey
   - Marina Suites Hotel, Marina Del Rey
   - Marriott Marina Del Rey, Marina Del Rey
   - Residence Inn, Meriden
   - Quality Suites Hotel - Proposed, Millbrae
   - Beverly Heritage Hotel, Milpitas
   - Crown Sterling Suites, Milpitas
   - Holiday Inn, Milpitas
   - Courtyard by Marriott, Mira Mesa
   - Grosvenor, Mission Bay
   - Motel Orleans, Modesto
   - Red Lion Hotel, Modesto
   - Red Lion-Proposed, Modesto
   - Carmel Mission Inn, Monterey
   - Doubletree Inn, Monterey
   - Former Monterey Hilton Hotel, Monterey
   - Monterey Plaza, Monterey
   - Plaza Hotel, Monterey
   - Sheraton Hotel, Monterey
   - Pebble Beach Company, Monterey County
   - Inn at Morro Bay, Morro Bay
   - Residence Inn, Mountain View
   - Inn at Napa Valley, Napa
   - Best Western Inn, Napa Valley
   - Clarion Hotel-Napa Valley, Napa Valley
   - Silverado, Napa Valley
   - Ha'Penny Motel, National City
   - Allstar Inn, Needles
   - Hilton-Newark/Fremont, Newark
   - Four Seasons Hotel, Newport Beach
   - Hotel Meridien, Newport Beach
   - Hyatt Newporter, Newport Beach
   - Newporter Resort, Newport Beach
   - Sheraton, Newport Beach
   - Days Inn-Proposed, North Hollywood
   - Northstar, North Lake Tahoe
   - Ramada Inn, Norwalk
   - Impact Study - Proposed Hotel, Oakdale
   - Hilton Inn, Oakland
   - Holiday Inn, Oakland
   - Holiday Inn-Oakland Airport, Oakland
   - Parc Oakland Hotel, Oakland
   - Resort - Proposed, Olympic Valley
   - Resort at Squaw Creek-Proposed, Olympic Valley
   - Clarion Hotel, Ontario
   - Compri Hotel, Ontario
   - Fairfield Inn, Ontario
   - Holiday Inn, Ontario
   - Lexington Hotel Suites, Ontario
   - Red Lion Hotel, Ontario
   - Doubletree Hotel, Orange
   - Woodfin Suites, Orange
   - Embassy Suites, Palm Desert
   - Marriott Desert Springs, Palm Desert
   - Canyon Resort, Palm Springs
   - Compri Hotel-Proposed, Palm Springs
   - Courtyard by Marriott, Palm Springs
   - Desert Princess, Palm Springs
   - Grand Champions Resort, Palm Springs
   - International Hotel and Resort, Palm Springs
   - Ocotillo Lodge, Palm Springs
   - Palm Canyon, Palm Springs
   - PGA West Resort-Proposed, Palm Springs
   - Spa Hotel at Mineral Springs, Palm Springs
   - Westin Hotel, Palm Springs
   - Grosvenor, Palmdale
   - Super 8, Palmdale
   - Cowper Square, Palo Alto
   - Garden Court, Palo Alto
   - Holiday Inn, Palo Alto
   - Stanford Park, Palo Alto
   - Marriott, Paradise Valley
   - All Suite Hotel-Proposed, Pasadena
   - Doubletree Hotel, Pasadena
   - Holiday Inn, Pasadena
   - Cascade Ranch Lodge, Pescadero
   - Elk Lodge, Petaluma
   - Hotel Petaluma, Petaluma
   - Hilton-Proposed, Pismo Beach
   - Hilton-Sea Point, Pismo Beach
   - Holiday Inn, Pismo Beach
   - Hotel-Proposed, Pismo Beach
   - Pismo II, Pismo Beach
   - Fairfield Inn, Placentia
   - Residence Inn, Placentia
   - Howard Hughes Center, Playa Vista
   - Pleasant Hill Inn, Pleasant Hill
   - Residence Inn, Pleasant Hill
   - Club Hilton Hotel-Proposed, Pleasanton
   - Compri Hotel, Pleasanton
   - Courtyard by Marriott, Pleasanton
   - Hilton, Pleasanton
   - Holiday Inn, Pleasanton
   - Pleasanton Creek, Pleasanton
   - Shilo Inn - Hilltop, Pomona
   - Compri Hotel, Rancho Bernardo
   - Radisson Suites, Rancho Bernardo
   - Comfort Inn Motel, Rancho Cordova
   - Courtyard by Marriott, Rancho Cordova
   - Economy Inn, Rancho Cordova
   - El Rancho, Rancho Cordova
   - Quality Suites-Proposed, Rancho Cordova
   - Sheraton Sunrise, Rancho Cordova
   - Marriott Rancho Las Palmas, Rancho Mirage
   - Mission Hills Hotel, Rancho Mirage
   - Resort Hotel-Proposed, Rancho Mirage
   - Westin Mission Hills Resort, Rancho Mirage
   - Bridge Bay Resort, Redding
   - Grand Manor Inn, Redding
   - La Quinta Inn, Redding
   - Motel 6, Redding
   - Motel Orleans, Redding
   - Red Lion Inn, Redding
   - Shasta Inn, Redding
   - Portofino Hotel & Yacht Club, Redondo Beach
   - Sheraton, Redondo Beach
   - Sofitel Redwood Shores, Redwood
   - Days Inn, Richmond
   - Best Western Carraige Inn, Ridgecrest
   - Days Inn, Riverside
   - Mission Inn-Proposed, Riverside
   - Omni Mission Inn, Riverside
   - Sheraton Hotel, Riverside
   - Red Lion Inn, Rohnert Park
   - Crown Sterling Suites, S.San Fransicso
   - Allstar Inn, Sacramento
   - Arco Arena II-Proposed, Sacramento
   - Arco Park, Sacramento
   - Catering Center - Proposed, Sacramento
   - Clarion Hotel, Sacramento
   - Compri Hotel-Proposed, Sacramento
   - Courtyard by Marriott, Sacramento
   - Courtyard by Marriott-S. Natomas, Sacramento
   - Hilton Hotel, Sacramento
   - Holiday Inn-Capital Plaza, Sacramento
   - Hotel-Proposed, Sacramento
   - Hyatt Arbitrat, Sacramento
   - Hyatt Regency, Sacramento
   - La Quinta Hotel, Sacramento
   - Motel Orleans, Sacramento
   - Radisson Hotel, Sacramento
   - Red Lion Inn, Sacramento
   - Residence Inn, Sacramento
   - Sacramento Inn, Sacramento
   - Sierra Inn, Sacramento
   - Sterling Hotel, Sacramento
   - Travelers Inn, Sacramento
   - Woodlake Inn, Sacramento
   - Harvest Inn, Saint Helena
   - Courtyard by Marriott, San Bruno
   - San Carlos Motel Development, San Carlos
   - Atlas Hotels/Mission Valley Inn, San Diego
   - Best Western Seven Seas Motor Lodge, San Diego
   - Budget Motel of America, San Diego
   - Catamaran Resort Hotel, San Diego
   - Center Pointe Development, San Diego
   - Comfort Inn, San Diego
   - Courtyard by Marriott-Mira Mesa, San Diego
   - Doubletree Hotel, San Diego
   - Embassy Suites, San Diego
   - Executive Lodge, San Diego
   - Hanalei Hotel, San Diego
   - Harbor Island Hotel-Proposed, San Diego
   - Harborside Inn-Point Loma, San Diego
   - Harbortown Marina Resort, San Diego
   - Holiday Inn Montgomery Airport, San Diego
   - Holiday Inn-Embarcadero, San Diego
   - Holiday Inn-Harbor View, San Diego
   - Horton Grand Saddlery, San Diego
   - Horton Park Plaza Hotel, San Diego
   - Howard Johnson Hotel, San Diego
   - Inter-Continental Hotel & Marina, San Diego
   - Kings Inn, San Diego
   - La Jolla Village Inn, San Diego
   - La Quinta Hotel, San Diego
   - Marriott Hotel-Mission Valley, San Diego
   - Marriott Twin Towers and Marina, San Diego
   - Mission Valley Inn, San Diego
   - Omni Hotel, San Diego
   - Radisson Hotel, San Diego
   - Ramada Inn, San Diego
   - Ramada Limited Suites, San Diego
   - Ramada Old Town, San Diego
   - Ramada Rancho Penasquitos, San Diego
   - Red Lion Inn, San Diego
   - Regency Plaza Hotel, San Diego
   - San Diego Marriott, San Diego
   - Seven Seas Lodge, San Diego
   - Sheraton Grand, San Diego
   - Sheraton Harbor Island East, San Diego
   - Super 8-Point Loma, San Diego
   - Symphony Towers, San Diego
   - Town and Country Hotel, San Diego
   - Travelodge Hotel Plaza, San Diego
   - U.S. Grant Hotel, San Diego
   - Westin-Proposed, San Diego
   - Abagail Inn, San Francisco
   - Bellevue Hotel, San Francisco
   - Cable Motor Inn, San Francisco
   - California Cafe, San Francisco
   - Campton Place, San Francisco
   - Cartwright Hotel, San Francisco
   - Chancellor Hotel, San Francisco
   - Clarion Inn-San Francisco Airport, San Francisco
   - Comfort Inn, San Francisco
   - Courtyard by Marriott-Airport, San Francisco
   - Embarcadero Inn, San Francisco
   - Fairmont Hotel, San Francisco
   - Grand Hyatt, San Francisco
   - Grosvenor Clift Hotel, San Francisco
   - Harbor Court Hotel, San Francisco
   - Hilton Hotel, San Francisco
   - Holiday Inn - Union Square, San Francisco
   - Holiday Inn Crowne Plaza, San Francisco
   - Holiday Inn-Civic Center, San Francisco
   - Holiday Inn-Fisherman's Wharf, San Francisco
   - Holiday Inn-Golden Gateway, San Francisco
   - Holiday Inn-South, San Francisco
   - Holiday Lodge, San Francisco
   - Hotel Diva, San Francisco
   - Hotel Meridien, San Francisco
   - Hotel Union Square, San Francisco
   - Hotel-Proposed, San Francisco
   - Hyatt Fisherman's Wharf, San Francisco
   - Hyatt Regency Embarcadero, San Francisco
   - Inn at Fisherman's Wharf, San Francisco
   - Inn at the Opera, San Francisco
   - Inn-Proposed, San Francisco
   - Juliana Hotel, San Francisco
   - King George Hotel, San Francisco
   - La Quinta Inn, San Francisco
   - La Quinta-Airport, San Francisco
   - Lambourne Hotel, San Francisco
   - Laurel Motor Inn, San Francisco
   - Majestic Hotel, San Francisco
   - Manx Hotel, San Francisco
   - Mark Twain, San Francisco
   - Marriott, San Francisco
   - Marriott San Francisco-Proposed, San Francisco
   - Marriott-Airport, San Francisco
   - Orchard Hotel, San Francisco
   - Pan Pacific Hotel, San Francisco
   - Parc 55 Hotel, San Francisco
   - Park Hyatt Hotel, San Francisco
   - Portman Hotel, San Francisco
   - Prescott Hotel, San Francisco
   - Queen Anne Hotel, San Francisco
   - Ramada Hotel, San Francisco
   - Regis Hotel, San Francisco
   - Ritz-Carlton Hotel, San Francisco
   - San Franciscan, San Francisco
   - San Francisco Hotel, San Francisco
   - Savoy Hotel, San Francisco
   - Sheraton Palace Hotel, San Francisco
   - Sheraton-Fisherman's Wharf, San Francisco
   - Sir Francis Drake Hotel, San Francisco
   - Stanford Court, San Francisco
   - Stouffer Stanford Court Hotel, San Francisco
   - Super 8-Fisherman's Wharf, San Francisco
   - Westin St. Francis, San Francisco
   - Crowne Sterling Suites, San Francisco - South
   - Olympic Club Golf Course, San Francisco/San Mateo
   - Budget Inn, San Jose
   - Courtyard by Marriott, San Jose
   - Cozy 8 Arena Hotel, San Jose
   - Fairmont Hotel, San Jose
   - Holiday Inn, San Jose
   - Ramada Renaissance, San Jose
   - Red Lion Inn, San Jose
   - Islander Motel, San Leandro
   - Apple Farm Inn, San Luis Obispo
   - Embassy Suites, San Luis Obispo
   - Holiday Inn, San Luis Obispo
   - Los Nomados Resort, San Luis Obispo
   - Twin Oaks Golf Course, San Marcos
   - Dunfey San Mateo Hotel, San Mateo
   - Compri Hotel-Proposed, San Pedro
   - Embassy Suites Hotel, San Rafael
   - Marriott Hotel-Proposed, San Ramon
   - Residence Inn, San Ramon
   - AAA Inn, Santa Ana
   - California Palms Hotel, Santa Ana
   - Comfort Inn, Santa Ana
   - Compri Hotel, Santa Ana
   - Embassy Suites Santa Ana, Santa Ana
   - Executive Lodge, Santa Ana
   - Howard Johnson, Santa Ana
   - Quality Inn, Santa Ana
   - Ramada Inn-Orange County, Santa Ana
   - El Encanto Hotel, Santa Barbara
   - Fess Parker's Red Lion Resort, Santa Barbara
   - Four Seasons Hotel, Santa Barbara
   - Montecito Inn, Santa Barbara
   - San Ysidro Ranch, Santa Barbara
   - Santa Barbara Inn, Santa Barbara
   - Biltmore Hotel & Suites, Santa Clara
   - Days Inn, Santa Clara
   - Doubletree Hotel, Santa Clara
   - Embassy Suites, Santa Clara
   - Inn At Saratoga, Santa Clara
   - Marriott Hotel, Santa Clara
   - Quality Suites Hotel, Santa Clara
   - Dream Inn, Santa Cruz
   - Hilton, Santa Maria
   - Motel 6, Santa Maria
   - Econo Lodge-Proposed, Santa Monica
   - Holiday Inn, Santa Monica
   - Holiday Inn at the Pier, Santa Monica
   - Park Hyatt Hotel, Santa Monica
   - Santa Monica Beach Hotel, Santa Monica
   - Santa Monica/Slatkin, Santa Monica
   - Allstar Inn, Santa Rosa
   - Doubletree Hotel, Santa Rosa
   - Fountaingrove Inn, Santa Rosa
   - Holiday Inn, Santa Rosa
   - Round Barn Inn-Proposed, Santa Rosa
   - Sheraton Round Barn, Santa Rosa
   - Days Inn, Seaside
   - Embassy Suites, Seaside
   - Seaside 8 Motel, Seaside
   - Valley Radisson, Sherman Oaks
   - Red Lion, Sonoma
   - Sonoma Mission Inn, Sonoma
   - Holiday Inn - Proposed, Sonora
   - Timberwolf Lodge, South Lake Tahoe
   - Holiday Inn, South San Francisco
   - Hotel-Proposed, South San Francisco
   - Meadowood Resort, St. Helena
   - Hilton Hotel, Stockton
   - Holiday Inn, Stockton
   - La Quinta Hotel, Stockton
   - Motel Orleans, Stockton
   - Paradise Point Manna, Stockton
   - Sheraton-Proposed, Stockton
   - Hilton, Sunnyvale
   - Holiday Inn, Sunnyvale
   - Neighborhood Suites, Sunnyvale
   - Ramada Inn, Sunnyvale
   - Sunnyvale Hilton, Sunnyvale
   - Temecula Creek Inn, Temecula Creek
   - Westlake Plaza Hotel, Thousand Oaks
   - Courtyard by Marriott, Torrance
   - Holiday Inn, Torrance
   - Marriott Hotel, Torrance
   - Residence Inn, Torrance
   - Holiday Inn, Union City
   - MCA Hotel-Proposed, Universal City
   - Comfort Inn, Vallejo
   - Holiday Inn, Van Nuys
   - La Quinta Hotel, Ventura
   - Ocean Resorts, Ventura
   - Sheraton, Ventura
   - Greentree Inn, Victorville
   - Doubletree Inn, Walnut Creek
   - Parkside Hotel, Walnut Creek
   - Ramada Renaissance Hotel, Walnut Creek
   - Royce Hotel-Proposed, Walnut Creek
   - Walnut Creek Project, Walnut Creek
   - Hampton Inn, West Covina
   - Le Bel Age, West Hollywood
   - Le Dufy, West Hollywood
   - Le Mondrian Hotel, West Hollywood
   - Hilton, Whittler
   - Hotel & Conference Center-Proposed, Woodland
   - Marriott Hotel-Woodland Hills, Woodland Hills
   - Skylonda Retreat, Woodside
   - Compri Hotel-Proposed, Yorba Linda
   - Marriott-Tenaya Lodge, Yosemite
   - Motel Orleans, Yuba City

  Colorado
   - Days Inn, Arapahoe
   - Continental Inn, Aspen
   - Ritz-Carlton Hotel-Proposed, Aspen
   - Hampton Inn, Aurora
   - Holiday Inn, Aurora
   - Radisson Hotel, Aurora
   - Radisson Southeast, Aurora
   - Raffles Hotel, Aurora
   - Comfort Inn, Avon
   - Boulder Hotel-Downtown, Boulder
   - Clarion Hotel, Boulder
   - Courtyard by Marriott, Boulder
   - Doubletree Hotel-Proposed, Boulder
   - Hilton Harvest House, Boulder
   - Holiday Inn, Boulder
   - Interlocken Conference Resort-Prop., Boulder
   - Proposed Golf Course, Boulder
   - Residence Inn, Boulder
   - Hilton, Breckenridge
   - Ski Lodge-Proposed, Breckenridge
   - Interlocken Conference Center, Broomfield
   - Interlocken Conference Center-Prop., Broomfield
   - Embassy Suites, Colorado Springs
   - Hilton, Colorado Springs
   - Howard Johnson, Colorado Springs
   - Le Baron Hotel, Colorado Springs
   - Marriott, Colorado Springs
   - Quality Inn, Colorado Springs
   - Red Lion Inn, Colorado Springs
   - Sheraton Inn, Colorado Springs
   - Grand Butte Hotel, Crested Butte
   - Best Western Regency, Denver
   - Brown Palace, Denver
   - Clarion Hotel-Denver Airport, Denver
   - Courtyard by Marriott-Airport, Denver
   - Courtyard by Marriott-Southeast, Denver
   - Days Inn, Denver
   - Denver Airport Hilton Inn, Denver
   - Doubletree Hotel, Denver
   - Embassy Suites, Denver
   - Embassy Suites-Airport, Denver
   - Hilton-Technical Center, Denver
   - Holiday Inn-Downtown, Denver
   - Holiday Inn-West, Denver
   - Jackson's Hole Sport, Denver
   - Marriott-Southeast, Denver
   - Marriott-West, Denver
   - Radisson Hotel, Denver
   - Red Lion Hotel, Denver
   - Regency Inn, Denver
   - La Quinta Inn, Denver - Airport
   - La Quinta, Denver - South
   - Red Lion Inn, Durango
   - Hilton-Denver, Englewood
   - Residence Inn, Englewood
   - Scanticon Conference Center, Englewood
   - Marriott Hotel-Proposed, Fort Collins
   - Holiday Inn, Golden
   - Marriott-Denver West, Golden
   - Ramada Inn, Grand Junction
   - Sheraton-Proposed, Keystone
   - Compri Hotel, Lakewood
   - Hampton Inn, Lakewood
   - Sheraton Inn, Steamboat Springs
   - Proposed Hotel, Telluride
   - Days Inn, Vail
   - Doubletree Hotel, Vail
   - Lodge at Vail, Vail
   - Marriott's Mark Resort, Vail
   - Westin Vail Resort, Vail
   - Ramada Hotel, Westminster
   - Winter Park Resort, Winter Park

  Connecticut
   - Chester Inn-Chester, Chester
   - Inn-Proposed, Chester
   - Super 8-Proposed, Cromwell
   - Danbury Hilton & Towers, Danbury
   - Residence Inn, Danbury
   - Holiday Inn, Darien
   - Howard Johnson Lodge, Darien
   - Ramada Inn, Darien
   - Holiday Inn, East Hartford
   - Howard Johnson Lodge, East Lyme
   - Days Inn-Proposed, Enfield
   - Greenwich Habor Inn, Greenwich
   - Howard Johnson Lodge, Greenwich
   - Showboat Inn, Greenwich
   - Hotel-Proposed, Groton
   - Hilton Hotel, Hartford
   - Holiday Inn-Proposed, Hartford
   - Motel 6, Hartford
   - Ramada Inn, Hartford
   - Sheraton Tobacco Valley Inn, Hartford
   - Summit Hotel, Hartford
   - Super 8 Motel, Hartford
   - Susse Chalet, Hartford
   - Residence Inn By Marriott, Meriden
   - Holiday Inn, Milford
   - Susse Chalet, Milford
   - Howard Johnson Lodge, Mystic
   - Mystic Ramada Inn, Mystic
   - Holiday Inn, New Britain
   - Ramada Inn, New Britain
   - Colony Inn, New Haven
   - Holiday Inn, New Haven
   - Howard Johnson, New Haven
   - Quality Inn, New Haven
   - Residence Inn, New Haven
   - Radisson Hotel, New London
   - Best Western-Proposed, New Milford
   - Courtyard by Marriott, Norwalk
   - Holiday Inn, Norwalk
   - Howard Johnson, Norwalk
   - Ramada Inn, Norwalk
   - Susse Chalet, Rocky Hill
   - Ramada Hotel-Proposed, Shelton
   - Residence Inn - Shelton, Shelton
   - Heritage Village, Southbury
   - Southbury Hotel, Southbury
   - Susse Chalet, Southington
   - Days Inn, Stamford
   - Executive Hotel, Stamford
   - Harley Hotel, Stamford
   - Holiday Inn-Crowne Plaza, Stamford
   - Inn at Mill River, Stamford
   - Le Pavillon Hotel, Stamford
   - Marriott, Stamford
   - Radisson Tara Hotel, Stamford
   - Sheraton, Stamford
   - Best Western-Proposed, Stratford
   - Stratford Motor Lodge, Stratford
   - Marriott Hotel, Trumbull
   - Courtyard by Marriott, Wallingford
   - Susse Chalet, Wallingford
   - Howard Johnson Plaza Hotel, Waterbury
   - Super 8-Proposed, Waterbury
   - Residence Inn-Proposed, Waterford
   - Holiday Inn, Westbury
   - The Island Inn, Westbury
   - Courtyard by Marriott, Windsor
   - Sheraton Tobacco Valley Inn, Windsor
   - Holiday Inn-Proposed, Windsor Locks

  Delaware
   - Wilmington Hilton, Claymont
   - Rusty Rudder, Dewey Beach
   - Residence Inn-Proposed, Newark
   - Hilton Hotel, Wilmington
   - Hotel-Proposed, Wilmington
   - Marriott Suites, Wilmington
   - Residence Inn-Proposed, Wilmington

  District of Columbia
   - All Suite Hotel - Proposed, Washington
   - Bellevue Hotel, Washington
   - Canterbury Hotel, Washington
   - Capital Hilton, Washington
   - Capitol Hill Hotel, Washington
   - Castleton Hotel, Washington
   - Comfort Inn, Washington
   - Convention Center Inn, Washington
   - Dupont Plaza, Washington
   - Embassy Row Hotel, Washington
   - Fairfax Hotel, Washington
   - Fairmont Hotel, Washington
   - Four Seasons Hotel, Washington
   - General Scott Inn, Washington
   - Georgetown Hotel, Washington
   - Grand Hotel, Washington
   - Grand Hyatt, Washington
   - Hampshire House, Washington
   - Harambee House, Washington
   - Hay Adams Hotel, Washington
   - Holiday Inn Crowne Plaza, Washington
   - Holiday Inn-Capitol, Washington
   - Holiday Inn-Georgetown, Washington
   - Holiday Inn-Governor House, Washington
   - Hotel Washington, Washington
   - Howard Johnson, Washington
   - Hyatt Regency-Capitol, Washington
   - Hyatt-Convention Center, Washington
   - International Inn, Washington
   - Intrigue Hotel, Washington
   - Jefferson Hotel, Washington
   - Lombardy Tower Apartment Hotel, Washington
   - Madison Hotel, Washington
   - Manger Annapolis Hotel, Washington
   - Manger Hamilton Hotel, Washington
   - Manger Hay Adams Hotel, Washington
   - Marriott-Key Bridge, Washington
   - Mayflower Hotel, Washington
   - Omni Georgetown Hotel, Washington
   - Omni Shoreham Hotel, Washington
   - Park Terrace Hotel, Washington
   - Phoenix Park Hotel, Washington
   - Plaza Hotel, Washington
   - Potomac Hotel Group, Washington
   - Quality Inn-Capitol Hill, Washington
   - Quality Inn-Downtown, Washington
   - Ramada Inn-Central, Washington
   - Ramada Renaissance Hotel, Washington
   - Ritz-Carlton, Washington
   - River Inn, Washington
   - Riverside Towers, Washington
   - Sheraton City Centre, Washington
   - Sheraton Grand Hotel, Washington
   - Shoreham Hotel, Washington
   - St. James, Washington
   - State Plaza, Washington
   - Statler Hilton Hotel, Washington
   - Washington Hilton, Washington
   - Washington Plaza, Washington
   - Watergate Hotel, Washington
   - Wyndham Bristol Hotel, Washington

  Florida
   - Holiday Inn, Altamonte Springs
   - La Quinta, Altamonte Springs
   - Turnberry Isle Resort, Aventura
   - Boca Raton Hotel and Club, Boca Raton
   - Boca West, Boca Raton
   - Deerfield Beach Hilton, Boca Raton
   - Embassy Suites, Boca Raton
   - Park Place Suite Hotel, Boca Raton
   - Petite Suites, Boca Raton
   - Residence Inn, Boca Raton
   - Days Inn, Brandenton
   - South Seas Resort, Captive Island
   - Days Inn, Clearwater
   - Days Inn-Proposed, Clearwater
   - Holiday Inn - Central/Clearwater, Clearwater
   - La Quinta Inn, Clearwater
   - Sheraton Sand Key Hotel, Clearwater
   - Holiday Inn - Gulfview South, Clearwater Beach
   - Holiday Inn - Surfside North, Clearwater Beach
   - Howard Johnson, Clermont
   - Econolodge, Cocoa Beach
   - Hilton Hotel, Cocoa Beach
   - Holiday Inn, Cocoa Beach
   - Howard Johnson, Cocoa Beach
   - Perkins Restaurant, Cocoa Beach
   - Coconut Grove Hotel, Coconut Grove
   - Mayfair House, Coconut Grove
   - Proposed Hampton Inn, Coconut Grove
   - Biltmore Hotel, Coral Gables
   - Holiday Inn, Coral Gables
   - Holiday Inn (Court), Coral Gables
   - Plantation Hotel, Crystal River
   - Sheraton Inn, Cypress Gardens
   - Budget Inn, Davenport
   - Daytona Beach Surfside Regency, Daytona Beach
   - Howard Johnson, Daytona Beach
   - La Quinta Inn, Daytona Beach
   - Pirates Cove, Daytona Beach
   - Sheraton Inn, Daytona Beach
   - Crown Sterling Suites, Deerfield Beach
   - Days Inn, Deerfield Beach
   - Hilton Hotel, Deerfield Beach
   - Horizon Club, Deerfield Beach
   - Sheraton Inn, Deland
   - Hilton Hotel, Disney World
   - Holiday Inn, Edgewater
   - Knights Inn, Florida City
   - AmeriSuites Hotel-Proposed, Fort Lauderdale
   - Bahia Mar Hotel, Fort Lauderdale
   - Comfort Suites, Fort Lauderdale
   - Compri Hotel-Proposed, Fort Lauderdale
   - Costa Del Sol, Fort Lauderdale
   - Crown Sterling Suites, Fort Lauderdale
   - Days Inn, Fort Lauderdale
   - Embassy Suites Hotel, Fort Lauderdale
   - Executive House, Fort Lauderdale
   - Hilton Hotel, Fort Lauderdale
   - Hilton Inverrary, Fort Lauderdale
   - Holiday Inn - Galleria, Fort Lauderdale
   - Holiday Inn - North Beach, Fort Lauderdale
   - Holiday Inn-Proposed, Fort Lauderdale
   - Marriott Harbor Beach Hotel, Fort Lauderdale
   - Marriott Hotel & Marina, Fort Lauderdale
   - Marriott Hotel-Cypress Road, Fort Lauderdale
   - Pier 66 Hotel and Marina, Fort Lauderdale
   - Port Everglades Hotel, Fort Lauderdale
   - Stouffer Hotel, Fort Lauderdale
   - Days Inn, Fort Meyers
   - Courtyard by Marriott, Fort Myers
   - Holiday Inn, Fort Myers
   - La Quinta Hotel, Fort Myers
   - Sheraton Harbor Place-Proposed, Fort Myers
   - Sheraton Motor Inn, Fort Myers
   - Proposed Hotel, Fort Myers Beach
   - American Way, Fort Pierce
   - Days Inn, Fort Walton Beach
   - Holiday Inn - Airport, Fort.Lauderdale
   - Days Inn-University Center, Gainesville
   - Fairfield Inn, Gainesville
   - Howard Johnson Lodge-I-75, Gainesville
   - La Quinta Hotel, Gainesville
   - University Centre Hotel, Gainesville
   - Holiday Inn, Hialeah
   - Motel, Hillsboro Beach
   - Days Inn, Hollywood
   - Diplomat Hotel, Hollywood
   - Holiday Inn, Hollywood
   - Quality Suites - Oceanside, Indiatlantic
   - Hilton Inn, Inverrary
   - Best Inn, Jacksonville
   - Bradbury Suites-Proposed, Jacksonville
   - Compri Hotel-Proposed, Jacksonville
   - Courtyard By Marriott, Jacksonville
   - Days Inn, Jacksonville
   - Doubletree Club Hotel, Jacksonville
   - Hampton Inn, Jacksonville
   - Hotel-Proposed, Jacksonville
   - Jacksonville Hotel, Jacksonville
   - Residence Inn, Jacksonville
   - Sheraton Hotel, Jacksonville
   - Wyndham Lakes Hotel, Jacksonville
   - Sheraton Beach Hotel, Jensen Beach
   - Howard Johnson, Juno Beach
   - Hilton Hotel, Jupiter
   - Key Biscayne, Key Biscayne
   - Howard Johnson Lodge, Key Largo
   - Casa Marina Marriott, Key West
   - Fairfield Inn, Key West
   - Hampton Inn-Roosevelt Rd., Key West
   - Holiday Inn, Key West
   - Hyatt Hotel, Key West
   - La Concha Holiday Inn, Key West
   - Pier House Inn and Beach Club, Key West
   - Reach Hotel, Key West
   - Santa Maria Hotel, Key West
   - Timeshare Resort, Key West
   - Best Western Vacation Lodge, Kissimmee
   - Days Inn, Kissimmee
   - Days Inn West, Kissimmee
   - Days Lodge, Kissimmee
   - Howard Johnson Plaza Hotel, Kissimmee
   - Howard Johnson's, Kissimmee
   - KOA Campground, Kissimmee
   - Old Town Retail Complex, Kissimmee
   - Quality Suites, Kissimmee
   - Quality Suites-Maingate, Kissimmee
   - Save Inn, Kissimmee
   - Sheraton Lakeside, Kissimmee
   - Suite Hotel-Proposed, Kissimmee
   - Wynfield Inn, Kissimmee
   - Days Inn, Lake Buena Vista
   - Embassy Suites-Proposed, Lake Buena Vista
   - Hilton Hotel-Disney World, Lake Buena Vista
   - Marriott Orlando World Center, Lake Buena Vista
   - Days Inn, Lake City
   - Flagship Inn, Lake County
   - Travelodge Motel, Lake County
   - Lake Park Inn, Lake Park
   - Holiday Inn, Lake Placid
   - Hampton Inn-Proposed, Lakeland
   - Hotel-Proposed, Lakeland
   - Howard Johnson, Lakeland
   - Resort Hotel-Proposed, Lakeland
   - Resort-Imperial Lake-Prpsd., Lakeland
   - Proposed Hotel, Lee County
   - Sonesta Sanibel Harbour, Lee County
   - Holiday Inn, Lido Beach
   - Holiday Inn, Longboat Kay
   - Holiday Inn - Madiera Beach, Madiera
   - Howard Johnson, Marathon
   - Radisson Suite Resort, Marco Island
   - Holiday Inn, Marianna
   - Oceanfront Hotel, Melbourne
   - Quality Suites, Melbourne
   - Bahia Mar Hotel & Yachting Club, Miami
   - Biscayne Bay Marriott, Miami
   - Courtyard by Marriott, Miami
   - Crown Sterling Suites, Miami
   - Doral Ocean Beach Resort, Miami
   - Fairfield Inn, Miami
   - Hilton Hotel-Proposed, Miami
   - Holiday Inn Civic Center, Miami
   - Holiday Inn-Airport (Le Juene Rd.), Miami
   - Holiday Inn-Calder, Miami
   - Howard Johnson Hotel-Broad Causeway, Miami
   - Howard Johnson Hotel-Port of Miami, Miami
   - Howard Johnson Lodge-Golden Glades, Miami
   - Howard Johnson Lodge-Int'l Airport, Miami
   - Hyatt Regency Hotel, Miami
   - Inter-Continental Hotel, Miami
   - Jockey Club, Miami
   - Marriott Hotel-Downtown, Miami
   - Miami Airport Ramada, Miami
   - Proposed AmeriSuites, Miami
   - Propsed Hampton Inn, Miami
   - Residence Inn-Proposed, Miami
   - Sheraton River House, Miami
   - Sofitel Miami, Miami
   - Alexander Hotel, Miami Beach
   - Art Deco Hotel, Miami Beach
   - Cresent Timeshare, Miami Beach
   - Delano Hotel, Miami Beach
   - Doral Beach Hotel, Miami Beach
   - Eden Roc Hotel, Miami Beach
   - Fontainebleu Hotel, Miami Beach
   - Holiday Inn, Miami Beach
   - Holiday Inn-Central, Miami Beach
   - Holiday Inn-North, Miami Beach
   - Holiday Inn-Oceanside, Miami Beach
   - Holiday Inn-South, Miami Beach
   - Hotel-Proposed, Miami Beach
   - Nautilus Club Hotel, Miami Beach
   - Palm Resort on the Ocean, Miami Beach
   - Pan American Radisson, Miami Beach
   - Proposed Hotel, Miami Beach
   - Shelborne Beach Hotel, Miami Beach
   - Sheraton Beach, Miami Beach
   - Solymar Hotel-Proposed, Miami Beach
   - Quality Inn, Naples
   - Quality Inn-Gulfcoast, Naples
   - Registry Hotel at Pelican Bay, Naples
   - Registry Resort-Proposed, Naples
   - Super 8 Motel-Proposed, Naples
   - World Tennis Resort, Naples
   - Hyatt Newporter Hotel, Newport Beach
   - Hilton Hotel, North Redington Beach
   - Masters Economy Inn, North Seffner
   - Amfac Hotel, Orlando
   - Army lodging-Proposed, Orlando
   - Comfort Suites Hotel, Orlando
   - Compri Hotel-Airport-Proposed, Orlando
   - Compri Hotel-Proposed, Orlando
   - Courtyard - Orlando Airport, Orlando
   - Days Inn, Orlando
   - Days Inn and Lodge-Florida Mall, Orlando
   - Days Inn Civic Center, Orlando
   - Days Inn East of Universal Studios, Orlando
   - Days Inn-E/O Magic Kingdom, Orlando
   - Days Inn-Proposed, Orlando
   - Days Inn-Sandlake Road, Orlando
   - Days Suites-E/O Magic Kingdom, Orlando
   - Dolphin Hotel-Proposed, Orlando
   - Dutch Inn, Orlando
   - Embassy Suites, Orlando
   - Fairfield Inn, Orlando
   - Fairfield Inn-Airport, Orlando
   - Grand Cypress Resort, Orlando
   - Hampton Inn - Proposed, Orlando
   - Heritage Inn, Orlando
   - Holiday Inn Central Park, Orlando
   - Holiday Inn Crowne Plaza, Orlando
   - Holiday Inn-Airport, Orlando
   - Holiday Inn-International Drive, Orlando
   - Holiday Inn-Lee Road, Orlando
   - Holiday Inn-Maingate West, Orlando
   - Holiday Inn-Orange Blossom Trail, Orlando
   - Howard Johnson - Walt Disney World, Orlando
   - Howard Johnson-Kirkman, Orlando
   - Howard Johnson-Lake Holden, Orlando
   - Howard Johnson-Maingate, Orlando
   - Hyatt Grand Cypress, Orlando
   - Hyatt Regency Grand Cypress, Orlando
   - Hyatt-W. Irlo Bronson Mem. Hwy., Orlando
   - International Inn, Orlando
   - Kon Tiki Village, Orlando
   - La Quinta Hotel-Airport, Orlando
   - La Quinta Inn, Orlando
   - Omni Orlando, Orlando
   - Orlando Airport Hotel-Proposed, Orlando
   - Orlando Hamiton, Orlando
   - Orlando Plaza Hotel, Orlando
   - Orlando Twin Towers Hotel, Orlando
   - Park Suite Hotel-Proposed, Orlando
   - Peabody Hotel, Orlando
   - Princess Hotel and Spa, Orlando
   - Proposed Wellesley Inn, Orlando
   - Quality Inn, Orlando
   - Radisson Hotel-Aquatic Center, Orlando
   - Regency Inn, Orlando
   - Residence Inn By Marriott, Orlando
   - Rodeway Inn, Orlando
   - Save Inn, Orlando
   - Sheraton Jetport Inn, Orlando
   - Sheraton Lakeside, Orlando
   - Sheraton Twin Towers, Orlando
   - Sonesta Village Resort, Orlando
   - Stouffer Orlando Resort, Orlando
   - Swan Hotel-Proposed, Orlando
   - Thriftway Motel, Orlando
   - Wynfield Inn, Orlando
   - American Way, Osceola
   - Sheraton Gateway Motel, Osceola
   - Brazilian Court Hotel, Palm Beach
   - Heart of Palm Beach Hotel, Palm Beach
   - Hilton Inn, Palm Beach
   - Palm Court, Palm Beach
   - Holiday Inn, Palm Beach Garden
   - Days Inn, Panama City
   - Marriott's Bay Point, Panama City
   - Super 8, Panama City
   - Days Inn, Pensacola
   - Hilton Hotel, Pensacola
   - La Quinta Hotel, Pensacola
   - Residence Inn, Pensacola
   - Super 8, Pensacola
   - Proposed Hampton Inn, Pensacola Beach
   - Comfort Inn, Perdido Key
   - La Quinta, Pinellas County
   - Courtyard by Marriott, Plantation
   - Holiday Inn Plantation, Plantation
   - Sheraton Suites, Plantation
   - Days Inn, Pompano Beach
   - Palm-Aire Spa Resort, Pompano Beach
   - Lodge & Bath Club, Ponte Verde
   - Howard Johnson, Punta Gorda
   - Days Inn, Riviera Beach
   - Safety Harbor Spa, Safety Harbor
   - Holiday Inn, Saint Augustine
   - Howard Johnson, Saint Augustine
   - Courtyard by Marriott, Saint Petersburg
   - Don Ceahsar Beach Resort, Saint Petersburg
   - Hilton Hotel, Saint Petersburg
   - Howard Johnson, Saint Petersburg
   - Ramada Inn, Saint Petersburg
   - Residence Inn, Saint Petersburg
   - Saint Petersburg Motel, Saint Petersburg
   - Sheraton Hotel and Marina, Saint Petersburg
   - Vinoy Park Hotel, Saint Petersburg
   - Countryside Inn, Sanford
   - Days Inn, Sanford
   - Holiday Inn, Sanford
   - Azure Tides Resort-Proposed, Sarasota
   - Days Inn, Sarasota
   - Holiday Inn-Lido Beach, Sarasota
   - Proposed Hotel, Sarasota
   - Holiday Inn, Sebring
   - Embassy Suites, Singer Island
   - Hilton, Singer Island
   - Econo Lodge, Starke
   - Radisson Pan American Hotel, Sunny Isles
   - Best Inn, Tallahassee
   - Courtyard by Marriott, Tallahassee
   - Days Inn-Tallahassee, Tallahassee
   - American Way, Tampa
   - Courtyard by Marriott, Tampa
   - Days Inn, Tampa
   - Embassy Suites-Airport, Tampa
   - Hampton Inn-Airport, Tampa
   - Hilton-Airport, Tampa
   - Holiday Inn, Tampa
   - Holiday Inn Sahal Park, Tampa
   - Holiday Inn-Airport, Tampa
   - Manger Motor Inn, Tampa
   - Marriott Hotel, Tampa
   - Omni Tampa Hotel at Westshore, Tampa
   - Ramada Inn, Tampa
   - Rodeway Inn, Tampa
   - Saddlebrook Resort, Tampa
   - Sheraton Grand West, Tampa
   - Master Economy Inn, Tampa-East(Selfner)
   - Master Economy Inn, Tampa-North(Zephyrhills)
   - Days Inn, Vero Beach
   - Holiday Inn-Countryside, Vero Beach
   - Holiday Inn-Oceanside, Vero Beach
   - Saddlebrook Resort, Wesley Chapel
   - Courtyard by Marriott, West Melbourne
   - Airport Centre, West Palm Beach
   - Courtyard by Marriott, West Palm Beach
   - Days Inn, West Palm Beach
   - Field Palm Hotel, West Palm Beach
   - Hilton-Airport, West Palm Beach
   - Howard Johnson Lodge, West Palm Beach
   - Hyatt Hotel of the Palm Beaches, West Palm Beach
   - Royce Hotel, West Palm Beach
   - Masters Economy Inn, Zephyrhills

  Georgia
   - Atlanta Radisson Hotel, Atlanta
   - Atlanta Terrace Motel, Atlanta
   - Comfort Inn, Atlanta
   - Compri Hotel, Atlanta
   - Courtyard By Marriott-Airport North, Atlanta
   - Courtyard by Marriott-Airport South, Atlanta
   - Courtyard by Marriott-Cumberland, Atlanta
   - Courtyard by Marriott-Executive Pk., Atlanta
   - Courtyard by Marriott-Gwinnett, Atlanta
   - Courtyard by Marriott-Jimmy Carter, Atlanta
   - Courtyard by Marriott-PeachtrDunwdy, Atlanta
   - Courtyard by Marriott-Perimeter, Atlanta
   - Courtyard by Marriott-Rosewell, Atlanta
   - Courtyard by Marriott-Windy Hill, Atlanta
   - Cresthil Inn-Proposed, Atlanta
   - Days Inn, Atlanta
   - Days Inn - Northlake, Atlanta
   - Doubletree Hotel, Atlanta
   - Embassy Suites-Atlanta Perimeter, Atlanta
   - Embassy Suites-Buckhead, Atlanta
   - Embassy Suites-Galleria, Atlanta
   - F.W.W. Hotel, Atlanta
   - Fairfield Inn-Airport, Atlanta
   - Fairfield Inn-Gwinnett, Atlanta
   - Fairfield Inn-North Lake, Atlanta
   - Fairfield Inn-Northwest, Atlanta
   - Fairfield Inn-Peachtree, Atlanta
   - Fairfield Inn-South Lake, Atlanta
   - Hampton Inn-Airport, Atlanta
   - Hilton Inn, Atlanta
   - Holiday Inn Crowne Plaza, Atlanta
   - Holiday Inn-I-20 East, Atlanta
   - Holiday Inn-I-85 Monroe Drive, Atlanta
   - Holiday Inn-Perimeter Dunwooody, Atlanta
   - Hotel-Downtown-Proposed, Atlanta
   - Hotel-Proposed, Atlanta
   - Howard Johnson Hotel-Hartsfield, Atlanta
   - Howard Johnson-Airport, Atlanta
   - Howard Johnson-Northeast, Atlanta
   - Howard Johnson-Northwest, Atlanta
   - Howard Johnson-South, Atlanta
   - Hyatt Atlanta-Airport, Atlanta
   - La Quinta - Stone Mountain, Atlanta
   - La Quinta Hotel, Atlanta
   - La Quinta Hotel-West, Atlanta
   - Marriott Atlanta Airport, Atlanta
   - Marriott Hotel, Atlanta
   - Marriott Hotel-Downtown, Atlanta
   - Marriott Marquis, Atlanta
   - Marriott Suites Hotel-Proposed, Atlanta
   - Marriott-Perimeter, Atlanta
   - Master Economy Inn, Atlanta
   - Motel 6, Atlanta
   - Neighborhood Inn, Atlanta
   - Omni International Hotel, Atlanta
   - Perimeter North Inn, Atlanta
   - Proposed AmeriSuites, Atlanta
   - Quality Inn-Central, Atlanta
   - Radisson Inn, Atlanta
   - Ramada Inn-Perimeter, Atlanta
   - Residence Inn by Marriott-Dunwoody, Atlanta
   - Residence Inn-Airport, Atlanta
   - Residence Inn-Buckhead, Atlanta
   - Residence Inn-Northwest, Atlanta
   - Sheraton Century Center, Atlanta
   - Sheraton-Airport, Atlanta
   - Sporting Club at the Concourse, Atlanta
   - Stouffer Hotel-Proposed, Atlanta
   - Swissotel, Atlanta
   - Terrace Motel, Atlanta
   - Waverly Hotel, Atlanta
   - Westin Lenox Hotel, Atlanta
   - Westin Peachtree Plaza, Atlanta
   - Wyndham Garden Hotel, Atlanta
   - Hyatt Hotel, Atlanta Airport
   - Hampton Inn, Atlanta-Buckhead
   - Courtyard by Marriott, Augusta
   - Landmark Hotel, Augusta
   - Masters Economy Inn - Gordon Hwy., Augusta
   - Masters Economy Inn - Warner Robins, Augusta
   - Masters Economy Inn - Washington Rd, Augusta
   - Holiday Inn, Brunswick
   - Super 8, Brunswick
   - Days Inn, Calhoun
   - Super 8, Cartersville
   - Days Inn, Chamblee
   - Comfort Inn-Proposed, College Park
   - Holiday Inn Crowne Plaza, College Park
   - Courtyard by Marriott, Columbus
   - La Quinta Inn, Columbus
   - Super 8, Columbus
   - Best Inn, Dalton
   - Days Inn, Dalton
   - Holiday Inn-Proposed, Decatur
   - Sheraton Hotel, Decatur
   - Best Western-Perimeter-North, Doraville
   - Days Inn - Gwinnett, Duluth
   - Howard Johnson, Forsyth
   - Holiday Inn-Proposed, Gwinnett County
   - Holiday Inn, Jekyll Island
   - Jekyll Island Inn-Proposed, Jekyll Island
   - Hilton Hotel, Macon
   - Master Economy Inn, Macon
   - Best Inn, Marietta
   - Courtyard by Marriott-Delk Road, Marietta
   - Lafayette Hotel, Marietta
   - Hampton Inn, Marrietta (Atlanta)
   - Master Economy Inn, McDonough
   - Courtyard by Marriott-Perimeter, Norcross
   - Motel 6, Norcross
   - Hilton Hotel, Peachtree Corners
   - Super 8, Rome
   - Best Western, Savannah
   - Courtyard by Marriott, Savannah
   - Days Inn, Savannah
   - Days Inn-Bay Street, Savannah
   - Days Inn-Mall Blvd., Savannah
   - Fairfield Inn, Savannah
   - Hotel-Proposed, Savannah
   - Mulberry Inn, Savannah
   - Radisson Hotel-Proposed, Savannah
   - Royal Savannah, Savannah
   - Sheraton Savannah Resort & C.C., Savannah
   - Town and Country Motel, Savannah
   - Days Inn, Savannah Beach
   - Howard Johnson, Smyrna
   - Master Economy Inn, Tilton
   - Courtyard by Marriott-Northlake, Tucker
   - Master Economy Inn, Warner Robins
   - Super 8, Warner Robins

  Hawaii
   - Hyatt Regency Waikoloa, Hawaii
   - Mauna Kea Hotel, Hawaii
   - Kahala Hilton, Honolulu
   - Plaza Hotel, Honolulu
   - Waikiki Beachcomber, Honolulu
   - Waikiki Hobron, Honolulu
   - Coco Palms Resort, Kauai
   - Kauai Surf Hotel, Kauai
   - Westin Kauai-Kauai Lagoons Resort, Kauai
   - Westin Kauai-Proposed, Kauai
   - Kona Village, Kona
   - Royal Sea Cliff Resort, Kona
   - Westin Kauai at Kauai Lagoon, Lihue
   - Hyatt Regency, Maui
   - Marriott Resort, Maui
   - Maui Lu Hotel, Maui
   - Maui Surf Hotel, Maui
   - Westin Maui, Maui
   - Hawaiian Regent Hotel-Waikiki Beach, Oahu
   - Hotel-Proposed-Schofield Barracks, Oahu
   - Hyatt Regency Waikiki, Oahu
   - Kiahuna Plantation, Poipu Beach, Kauai
   - Transient Lodging Facilities, Schofield Barracks
   - Hilton Hawaiian Village, Waikiki
   - Grand Hyatt Wailea, Wailea

  Idaho
   - Compri Hotel, Boise
   - Holiday Inn, Boise
   - Holiday Inn-Airport, Boise
   - Red Lion Inn, Boise
   - Super 8, Boise
   - Motel 6, Coeur d'Alene
   - Super 8, Coeur d'Alene
   - Proposed Motel, Coure d'Alene
   - Super 8, Lewiston
   - Cotton Tree Inn, Pocatello
   - Super 8, Sand Point
   - Busterback Ranch, Sawtooth Valley

  Illinois
   - Arlington Park Hilton, Arlington Heights
   - Church Creek, Arlington Heights
   - Courtyard by Marriott, Arlington Heights
   - La Quinta Hotel, Arlington Heights
   - Hampton Inn-Proposed, Bedford Park
   - Best Inn, Bloomington
   - Fairfield Inn-Normal, Bloomington
   - Holiday Inn, Bloomington
   - Indian Lakes Resort, Bloomington
   - Ramada Inn, Bloomington
   - Super 8, Bloomington
   - Cresthil-Proposed, Buffalo Grove
   - Holiday Inn, Champaign
   - La Quinta Inn, Champaign
   - Radisson Suites - Champaign, Champaign
   - Suite Hotel-Proposed, Champaign
   - Super 8, Champaign
   - Ambassador West Hotel, Chicago
   - Americana Congress, Chicago
   - Conrad Hilton Hotel, Chicago
   - Courtyard by Marriott-Glenview, Chicago
   - Courtyard by Marriott-Highland, Chicago
   - Courtyard by Marriott-Lincoln, Chicago
   - Courtyard by Marriott-O'Hare, Chicago
   - Courtyard by Marriott-Waukegan, Chicago
   - Courtyard by Marriott-Woodale, Chicago
   - Days Inn, Chicago
   - Executive House, Chicago
   - Fairfield Inn-Lansing, Chicago
   - Fairfield Inn-Willowbrook, Chicago
   - Fairmont Hotel, Chicago
   - Guest Quarters Hotel, Chicago
   - Hilton and Towers, Chicago
   - Hilton-O'Hare, Chicago
   - Holiday Inn-Merchandise Mart, Chicago
   - Howard Johnson-O'Hare Int'l Airport, Chicago
   - Hyatt Regency, Chicago
   - Hyatt Suites Hotel, Chicago
   - Inter-Continental Hotel-Proposed, Chicago
   - La Quinta Inn - Hoffman Est., Chicago
   - Le Meridien, Chicago
   - Lenox House, Chicago
   - Lincoln Hotel, Chicago
   - Mark Twain Hotel, Chicago
   - Marriott-O'Hare, Chicago
   - Mayfair Regent, Chicago
   - McClurg Holiday Inn, Chicago
   - McCormick Inn Hotel, Chicago
   - Morton Hotel, Chicago
   - Omni Ambassador East, Chicago
   - Omni Morton Hotel, Chicago
   - Palmer House Hotel, Chicago
   - Ramada Inn - Lakeshore, Chicago
   - Ramada O'Hare, Chicago
   - Residence Inn-Deerfield, Chicago
   - Residence Inn-Lombard, Chicago
   - Sheraton Hotel-Downtown, Chicago
   - Sheraton Hotel-Proposed, Chicago
   - Sheraton O'Hare, Chicago
   - Sheraton Plaza Hotel, Chicago
   - Summerfield Suites Hotel, Chicago
   - Swissotel, Chicago
   - Tremont Hotel, Chicago
   - Westin Hotel, Chicago
   - Whitehall Hotel, Chicago
   - Hilton Hotel, Collinsville
   - Holiday Inn, Collinsville
   - Super 8, Columbus
   - Super 8, Crystal Lake
   - Super 8, Decatur
   - Courtyard by Marriott, Deerfield
   - Embassy Suites, Deerfield
   - Marriott Suites Hotel, Deerfield
   - Holiday Inn-Chicago, Des Plaines
   - Hotel-Proposed, Des Plaines
   - Compri Hotel-Proposed, Downers Grove
   - Radisson Suite Hotel, Downers Grove
   - Best Inn, Effingham
   - Ramada Inn, Elgin
   - Hampton Inn, Elk Grove Village
   - Marriott Suites, Elk Grove Village
   - Holiday Inn, Elmhurst
   - Orrington Hotel, Evanston
   - Drury Inn, Fairview Heights
   - Conference Center & Resort-Proposed, Fox Lake
   - Holiday Inn, Freeport
   - Hotel-Proposed, Gurnee
   - La Quinta Hotel, Hoffman Estates
   - Carson Inn, Itasca
   - Hamilton Wyndham, Itasca
   - Nordic Hills, Itasca
   - Holiday Inn, Joliet
   - Proposed Harrah's Riverboat, Joliet
   - Days Inn, Kankakee
   - Holiday Inn, LaSalle
   - Marriott Hotel, Lincolnshire
   - Hilton Inn, Lisle
   - Holiday Inn Crowne Plaza, Lisle
   - Embassy Suites, Lombard
   - Holiday Inn, Macomb
   - Best Inn, Marion
   - Best Inn, Mount Vernon
   - Holiday Inn, Mount Vernon
   - Ramada Inn, Mount Vernon
   - Courtyard by Marriott, Naperville
   - Ramada Inn, Naperville
   - Sheraton Naperville, Naperville
   - O'Hareport Hotel, Northlake
   - Courtyard by Marriott, Oakbrook Terrace
   - Super 8, Okawville
   - Fairfield Inn, Peoria
   - Days Inn, Peru
   - Super 8, Peru
   - Courtyard by Marriott, Rockford
   - Fairfield Inn, Rockford
   - Hampton Inn, Rockford
   - Embassy Suites, Rosemont
   - Quality Inn/Clarion, Rosemont
   - Sheraton Int'l At O'Hare, Rosemont
   - Holiday Inn, Salem
   - Compri Hotel, Schaumburg
   - Embassy Suites, Schaumburg
   - Marriott Schaumburg, Schaumburg
   - Holiday Inn, South Beloit
   - Ramada Renaissance Hotel, Springfield
   - Sheraton Inn, Springfield
   - Super 8-East, Springfield
   - Super 8-South, Springfield
   - Jumer's Castle, Urbana
   - Best Inn, Waukegan
   - Super 8, Waukegan

  Indiana
   - Clarion Fourwinds Inn, Bloomington
   - Holiday Inn, Bloomington
   - Inn at the Four Winds, Bloomington
   - Ramada Inn, Bloomington
   - Harbor Point Resort, Brookville Lake
   - Super 8, Columbus
   - Best Inn, Fort Wayne
   - Hilton, Fort Wayne
   - Downtown Hotel, Gary
   - Sheraton, Gary
   - Holiday Inn, Goshen
   - Howard Johnson, Hammond
   - Quality Inn, Hammond
   - Courtyard by Marriott-Airport, Indianapolis
   - Courtyard by Marriott-Carmel, Indianapolis
   - Courtyard by Marriott-Castleton, Indianapolis
   - Embassy Suites-Claypool Center, Indianapolis
   - Fairfield Inn-Castleton, Indianapolis
   - Fairfield Inn-College Park, Indianapolis
   - Hampton Inn-Proposed, Indianapolis
   - Hilton Hotel-Airport, Indianapolis
   - Hilton Inn-Downtown, Indianapolis
   - Holiday Inn-South, Indianapolis
   - Holiday Inn-Southeast, Indianapolis
   - Knights Inn, Indianapolis
   - Midway Motor Lodge, Indianapolis
   - Mohawk Inn, Indianapolis
   - Motel 6, Indianapolis
   - Proposed Fairfield Inn, Indianapolis
   - Proposed Residence Inn, Indianapolis
   - Radisson, Indianapolis
   - Ramada-Airport, Indianapolis
   - Wyndham Garden Hotel, Indianapolis
   - La Quinta Inn, Indianapolis Airport
   - Hilton Inn, Jeffersonville
   - Holiday Inn, La Porte
   - Days Inn, Lafayette
   - Holiday Inn, Lafayette
   - Cotton Mill Inn-Proposed, Madison
   - Hampton Inn, Merrillville
   - Holiday Inn Express, Merrillville
   - La Quinta Inn, Merrillville
   - Hotel Roberts, Muncie
   - Radisson Hotel, Muncie
   - Brown County Inn, Nashville
   - Holiday Inn, Portage
   - Knights Inn, Richmond
   - Holiday Inn, South Bend
   - Howard Johnson, South Bend
   - Signature Inn, Terre Haute
   - Super 8, Terre Haute
   - Courtyard Conversion, Valparaiso
   - Holiday Inn, Vincennes

  Iowa
   - Holiday Inn-Gateway Center, Ames
   - Holiday Inn, Cedar Falls
   - Collins Plaza, Cedar Rapids
   - Holiday Inn, Cedar Rapids
   - Roosevelt Hotel, Cedar Rapids
   - Super 8, Davenport
   - Courtyard by Marriott, Des Moines
   - Fairfield Inn, Des Moines
   - Holiday Inn, Des Moines
   - Holiday Inn - West, Des Moines
   - Holiday Inn-Downtown, Des Moines
   - Holiday Inn-North, Des Moines
   - Ramada Inn, Des Moines
   - Super 8-North, Des Moines
   - Super 8-West, Des Moines
   - Holiday Inn, Iowa City

  Kansas
   - Embassy Suites, Kansas City
   - Fairfield Inn-Overland Park, Kansas City
   - Holiday Inn-Mission Overland Park, Kansas City
   - Fairfield Inn, Kansas City West
   - Holiday Inn, Lawrence
   - University Inn, Lawrence
   - Holiday Inn, Manhattan
   - Courtyard by  Marriott, Overland Park
   - Hampton Inn-Proposed, Overland Park
   - Marriott Hotel, Overland Park
   - Park Inn International, Topeka
   - Super 8, Topeka
   - Canterbury Inn, Wichita
   - Former Sheraton Hotel, Wichita
   - Hilton-East, Wichita
   - Marriott Hotel, Wichita
   - Comfort Inn, Winfield

  Kentucky
   - Conference Center-Proposed, Boone County
   - Howard Johnson, Bowling Green
   - Brown County Inn, Brown County
   - Holiday Inn, Corbin
   - Hotel-Proposed, Covington
   - Thomas More Centre, Crestville Hill
   - Comfort Inn, Elizabethtown
   - Signature Inn, Elkhart
   - Holiday Inn, Florence
   - Signature Inn, Florence
   - Drawbridge Inn, Fort Mitchell
   - Days Inn, Georgetown
   - Days Inn, Henderson
   - Holiday Inn, Henderson
   - Bluegrass Motor Inn, Lexington
   - Courtyard by Marriott, Lexington
   - Holiday Inn, Lexington
   - Holiday Inn-East, Lexington
   - Holiday Inn-North, Lexington
   - Hyatt Hotel, Lexington
   - Knights Inn, Lexington
   - Super 8-Proposed, London
   - Brown Hotel, Louisville
   - Courtyard by Marriott-East, Louisville
   - Holiday Inn, Louisville
   - Holiday Inn South, Louisville
   - Holiday Inn-Central, Louisville
   - Holiday Inn-Northeast, Louisville
   - Ramada Inn, Louisville
   - Ramada Inn-East, Louisville
   - Signature Inn, Louisville
   - Days Inn, Madisonville
   - Executive Inn, Owensboro
   - Super 8-Proposed, Radcliff
   - Holiday Inn, Richmond

  Louisiana
   - Howard Johnson, Alexandria
   - Capital House, Baton Rouge
   - Convention Center Hotel-Proposed, Baton Rouge
   - Courtyard by Marriott, Baton Rouge
   - Crown Sterling Suites, Baton Rouge
   - Embassy Suites, Baton Rouge
   - Hilton Hotel, Baton Rouge
   - Holiday Inn-East, Baton Rouge
   - Holiday Inn-South, Baton Rouge
   - Holiday Inn-West, Baton Rouge
   - La Quinta Inn, Baton Rouge
   - Prince Murat Hotel, Baton Rouge
   - Proposed Homewood Suites, Baton Rouge
   - Quality Inn, Bossier City
   - Ramada Inn, Hammond
   - Ramada Inn, Houma
   - Holiday Inn - New Orleans, Kenner
   - Sheraton, Kenner
   - Hilton Hotel, Lafayette
   - La Quinta Hotel, Lafayette
   - Gateway Hotel, Metairie
   - Howard Johnson-Airport, Metairie
   - Canal Street Hotels L.P., New Orleans
   - Clarion Hotel, New Orleans
   - Days Inn, New Orleans
   - Fairmont Roosevelt Hotel, New Orleans
   - Hampton Inn-Proposed, New Orleans
   - Holiday Inn Crowne Plaza, New Orleans
   - Hostellerie de la Poste, New Orleans
   - Hotel Meridien, New Orleans
   - Hyatt Regency, New Orleans
   - Iberville Hotel, New Orleans
   - Inter-Continental Hotel, New Orleans
   - La Quinta Inn, New Orleans
   - Landmark Bourbon, New Orleans
   - Le Meridien New Orleans, New Orleans
   - Maison Dupuy, New Orleans
   - Marriott Hotel, New Orleans
   - Omni Royal Orleans, New Orleans
   - Ramada Inn, New Orleans
   - Saint Louis Hotel, New Orleans
   - St. Ann/Marie Antoinette, New Orleans
   - Warwick, New Orleans
   - Westin Hotel, New Orleans
   - Residence Inn, Shreveport
   - Super 8, Shreveport

  Maine
   - Hilton Inn, Bangor
   - Ramada Inn, Bangor
   - Residence Inn by Marriott-Proposed, Bangor
   - Inn By The Sea, Cape Elizabeth
   - Hotel-Proposed, Orchard Beach
   - Hotel-Proposed, Portland
   - Portland Regency, Portland
   - Ramada Inn, Portland
   - Sheraton Tara Portland, Portland
   - Susse Chalet, Portland
   - Susse Chalet, Portland (In-town)
   - Keddy's Motor Inn of Maine, Presque Isle
   - Hampton Inn, South Portland
   - Sheraton Inn, South Portland

  Maryland
   - Budget Hotel-Proposed, Aberdeen
   - Chesapeake House, Aberdeen
   - Holiday Inn, Aberdeen
   - Motel-Proposed, Aberdeen
   - Annapolis Hotel, Annapolis
   - Courtyard by Marriott-Riva Road, Annapolis
   - Governor Calvert House, Annapolis
   - Historic Inns of Annapolis, Annapolis
   - Hotel-Proposed, Annapolis
   - Howard Johnson, Annapolis
   - Marriott Hotel, Annapolis
   - Maryland Inn, Annapolis
   - Quality Royale Hotel, Annapolis
   - Ramada Hotel, Annapolis
   - Robert Johnson House, Annapolis
   - Brookshire Hotel, Baltimore
   - Courtyard by Marriott-BWI Airport, Baltimore
   - Days Inn, Baltimore
   - Harbor Court Hotel, Baltimore
   - Harrison's at Pier 5, Baltimore
   - Hilton Hotel, Baltimore
   - Holiday Inn-Belmont Blvd., Baltimore
   - Holiday Inn-Cromwell Bridge, Baltimore
   - Holiday Inn-Glen Burnie, Baltimore
   - Holiday Inn-Inner Harbor, Baltimore
   - Holiday Inn-Int'l Airport, Baltimore
   - Holiday Inn-Moravia Road, Baltimore
   - Holiday Inn-Pikesville, Baltimore
   - Holiday Inn-South Glen Burnie, Baltimore
   - Hotel-Proposed, Baltimore
   - Howard Johnson-Proposed, Baltimore
   - Johns Hopkins Hotel-Proposed, Baltimore
   - Lord Baltimore Hotel, Baltimore
   - Omni International Hotel, Baltimore
   - Ramada Inn-I-695 West, Baltimore
   - Susse Chalet, Baltimore
   - Susse Chalet Inn-BWI Airport, Baltimore
   - Susse Chalet Inn-Golden Ring, Baltimore
   - Bethesda Metro Center, Bethesda
   - Guest Quarters, Bethesda
   - Hyatt Regency Hotel, Bethesda
   - Linden Hill Hotel, Bethesda
   - Omni Linden Hotel, Bethesda
   - Residence Inn, Bethesda
   - Bethseda Metro Center, Bethseda
   - Guest Quarters, Bethseda
   - Residence Inn - Proposed, Bethseda
   - Comfort Suites-Proposed, Bowie
   - Days Inn, Capital Heights
   - Residence Inn, Cockneysville
   - Abbey, College Park
   - Best Western Maryland, College Park
   - Holiday Inn, College Park
   - Sheraton Inn, Dorsey
   - Days Inn, Easton
   - Mariner Inn, Easton
   - Holiday Inn, Frederick
   - Compri Hotel, Gaithersburg
   - Marriott Hotel, Gaithersburg
   - Century XXI Resort, Germantown
   - Comfort Inn, Germantown
   - Hampton Inn, Glen Burnie
   - Residence Inn-Proposed, Greenbelt
   - Courtyard by Marriott, Hunt Valley
   - Hunt Valley Embassy Suites, Hunt Valley
   - Hunt Valley Marriott, Hunt Valley
   - Susse Chalet Inn, Jessup
   - Courtyard by Marriott, Landover
   - Quality Inn-Proposed, Landover
   - Days Inn, Lanham
   - Best Western Maryland, Laurel
   - Days Inn, Laurel
   - Holiday Inn, Laurel
   - Susse Chalet, Linthicum
   - Howard Johnson Plaza Hotel, New Carrollton
   - Carousel Hotel, Ocean City
   - Days Inn, Ocean City
   - Susse Chalet, Oxon Hill
   - Hotel-Proposed, Prince Georges County
   - Budget Hotel-Proposed, Rockville
   - Comfort Inn, Rockville
   - Courtyard by Marriott, Rockville
   - Days Inn-Congressional Park, Rockville
   - Holiday Inn Crowne Plaza, Rockville
   - Quality Inn-Proposed, Rockville
   - Ramada Inn, Rockville
   - Salisbury Hotel, Salisbury
   - Sheraton Hotel, Salisbury
   - Courtyard by Marriott, Silver Spring
   - Quality Inn-Proposed, Silver Spring
   - Comfort Inn-Proposed, Solomons Island
   - Holiday Inn, Towson
   - Quality Inn-Proposed, Westminster

  Massachusetts
   - Susse Chalet, Amsbury
   - Courtyard by Marriott, Andover
   - Marriott Hotel, Andover
   - Stouffer Bedford Glen Hotel, Bedford
   - Anthony's Pier Four, Boston
   - Battery Wharf Hotel-Proposed, Boston
   - Boston Harbor Hotel, Boston
   - Boston World Trade Center, Boston
   - Bostonian Hotel, Boston
   - Colonnade Hotel, Boston
   - Commonwealth Center Hotel, Boston
   - Compri Hotel-Proposed, Boston
   - Copley Plaza Hotel, Boston
   - Courtyard by Marriott-Foxborough, Boston
   - Econo Lodge-Proposed, Boston
   - Harborside Conf. Center-Proposed, Boston
   - Hilton-Back Bay, Boston
   - Hilton-Logan, Boston
   - Holiday Inn-Government Center, Boston
   - Hotel - Proposed, Boston
   - Hyatt Fan Pier-Proposed, Boston
   - Hyatt Harborside-Proposed, Boston
   - Lafayette Hotel, Boston
   - Lenox Hotel, Boston
   - Marriott Copley Place, Boston
   - Meridien Hotel, Boston
   - Omni Parker House, Boston
   - Residence Inn, Boston
   - Ritz-Carlton, Boston
   - Statler Hilton Hotel, Boston
   - Tremont House Hotel, Boston
   - World Trade Center Hotel - Proposed, Boston
   - Marriott Hotel, Boston/Newton
   - Sheraton Tara Hotel, Braintree
   - Ocean Edge Inn & Conference Center, Brewster
   - Holiday Inn, Brookline
   - Days Inn, Burlington
   - Charles Hotel, Cambridge
   - Hyatt Hotel, Cambridge
   - Royal Sonesta Hotel, Cambridge
   - The Charles Hotel, Cambridge
   - Chatham Bars Inn, Chatham
   - Chelmsford Radisson Hotel, Chelmsford
   - Best Western Motor Lodge, Chicopee
   - Cummington Farm Resort-Proposed, Cummington
   - Appleton Inn, Danvers
   - Howard Johnson Hotel, Danvers
   - Radisson Ferncroft Hotel, Danvers
   - Residence Inn - Proposed, Danvers
   - Dedham Comfort Inn, Dedham
   - Holiday Inn, Dedham
   - Wequassett Inn, East Harwich
   - Harbor View Hotel, Edgartown
   - Kelley House, Edgartown
   - Airport Inn, Fall River
   - Sea Crest Hotel, Falmouth
   - Sheraton Inn, Falmouth
   - Radisson Hotel, Ferncroft
   - Sheraton Tara Hotel, Framingham
   - Hotel-Proposed, Franklin
   - Hotel-Proposed, Haverhill
   - Susse Chalet, Holyoke
   - Dunfey Hyannis Hotel, Hyannis
   - Heritage House Hotel, Hyannis
   - Holiday Inn, Hyannis
   - Sheraton Regal Inn, Hyannis
   - Tara Hyannis, Hyannis
   - Canyon Ranch-Berkshires, Lenox
   - Cranwell Hotel and Conference Ctr., Lenox
   - Spa/Resort-Proposed, Lenox
   - Holiday Inn, Leominster
   - Lexington Sheraton, Lexington
   - Residence Inn-Proposed, Littleton
   - Appleton Inn, Lowell
   - Hilton Hotel, Lowell
   - Town House Motor Inn, Lowell
   - Holiday Inn, Marlboro
   - Susse Chalet, Middleboro
   - Sheraton Milford Hotel, Milford
   - Holiday Inn, Natick
   - Skipper's Inn, New Bedford
   - Days Inn, Newton
   - Howard Johnson, Newton
   - Marriott Hotel, Newton
   - Sheraton - Wayfarer, Newton
   - Sheraton Tara, Newton
   - Susse Chalet, Newton
   - North Adams Inn, North Adams
   - Hilton Inn, Northampton
   - Hotel Northampton, Northampton
   - Factory Mutual Hotel, Norwood
   - University Inn, Oxford
   - Holiday Inn, Peabody
   - Berkshire Commons Hotel, Pittsfield
   - Hotel-Proposed, Plymouth
   - Hawthorne Hotel, Salem
   - Days Inn, Saugus
   - Susse Chalet, Seekonk
   - Howard Johnson, Somerset
   - Somerset Omni, Somerset
   - Federal House Inn, South Lee
   - Holiday Inn, Springfield
   - Howard Johnson, Springfield
   - Monarch Place, Springfield
   - Treadway Inn, Springfield
   - Publick House, Sturbridge
   - Sheraton, Sturbridge
   - Regency Inn of Taunton, Taunton
   - Holiday Inn, Tewksbury
   - Susse Chalet, Tewksbury
   - Susse Chalet, Waltham
   - Vista Waltham House, Waltham
   - Hampton Inn, West Springfield
   - Westford Regency Hotel, Westford
   - The Westminster Village Inn, Westminster
   - The Orchards, Williamstown
   - Treadway Inn, Williamstown
   - Days Inn, Woburn
   - Howard Johnson, Woburn
   - Radisson Hotel, Woburn
   - Ramada Inn, Woburn
   - Susse Chalet, Woburn
   - Marriott Hotel, Worcester
   - Alladin Motor Inn, Yarmouth
   - Flagship Motor Inn, Yarmouth
   - Gull Wing Suites Hotel, Yarmouth

  Michigan
   - Motel-Proposed, Adrian
   - Ramada Inn, Allen Park
   - Holiday Inn-Alpena, Alpena
   - Compri Hotel-Proposed, Ann Arbor
   - Hampton Inn-North, Ann Arbor
   - Hampton Inn-South, Ann Arbor
   - Hilton Hotel, Ann Arbor
   - Holiday Inn-East, Ann Arbor
   - Holiday Inn-West, Ann Arbor
   - Residence Inn, Ann Arbor
   - Sheraton Hotel, Ann Arbor
   - AmeriSuites Hotel-Proposed, Auburn Hills
   - Holiday Inn, Auburn Hills
   - Knights Inn, Battle Creek
   - Super 8, Battle Creek
   - Bay Valley Inn, Bay City
   - Howard Johnson, Belleville
   - Fairfield Inn-Airport, Charlotte
   - Courtyard by Marriott, Dearborn
   - Courtyard by Marriott-Airport, Detroit
   - Courtyard by Marriott-Auburn Hills, Detroit
   - Courtyard by Marriott-Livonia, Detroit
   - Days Inn, Detroit
   - Downtown Hotel-Proposed, Detroit
   - Fairfield Inn-Airport, Detroit
   - Fairfield Inn-Auburn Hills, Detroit
   - Fairfield Inn-Warren, Detroit
   - Fairfield Inn-West, Detroit
   - Golden Harp, Detroit
   - Hampton Inn, Detroit
   - Hilton-Airport, Detroit
   - Hilton-North Field, Detroit
   - Holiday Inn, Detroit
   - Holiday Inn-Metro Airport, Detroit
   - Hotel Pontchartrain, Detroit
   - Omni Detroit, Detroit
   - Westin Hotel Renaissance Center, Detroit
   - Holiday Inn, East Lansing
   - Holiday Inn-Proposed, East Lansing
   - Knights Inn, Flint
   - Amway Hotel, Grand Rapids
   - Holiday Inn, Grand Rapids
   - Grand Traverse Resort, Grand Traverse Village
   - Holiday Inn, Howell
   - Jackson Hotel, Jackson
   - Fairfield Inn, Kalamazoo
   - Hilton-Kalamazoo Center, Kalamazoo
   - Holiday Inn, Kalamazoo
   - Radison Plaza Hotel, Kalamazoo
   - Residence Inn, Kalamazoo
   - Super 8, Kalamazoo
   - Embassy Suites-Proposed, Lansing
   - Holiday Inn, Lansing
   - Motel 6, Lansing
   - Quality Suites Hotel, Lansing
   - Compri Hotel-Proposed, Livonia
   - Embassy Suites, Livonia
   - Embassy Suites-Proposed, Livonia
   - Holiday Inn, Livonia
   - Marriott Hotel, Livonia
   - Fairfield Inn, Madison Heights
   - Residence Inn, Madison Heights
   - Holiday Inn, Marquette
   - Knights Inn, Monroe
   - Comfort Inn-Proposed, Mount Clemens
   - Holiday Inn, Muskegan
   - Super 8, Muskegon
   - Hilton Hotel, Novi
   - Holiday Inn-Petoskey, Petoskey
   - Mayflower Hotel, Plymouth
   - Inn at the Bridge, Port Huron
   - Radisson Hotel, Romulus
   - Holiday Inn-East, Saginaw
   - Super 8, Saginaw
   - Courtyard by Marriott, Southfield
   - Embassy Suites, Southfield
   - Hilton Hotel, Southfield
   - Marriott Hotel, Southfield
   - Ramada Inn, Southfield
   - Residence Inn, Southfield
   - The Garden Inn, Southfield
   - Comfort Suites-Proposed, Sterling Heights
   - Holiday Inn, Sturgis
   - Grand Traverse Resort, Traverse City
   - Hampton Inn, Traverse City
   - Park Place Hotel, Traverse City
   - Courtyard by Marriott, Troy
   - Holiday Inn, Troy
   - Marriott, Troy
   - Residence Inn, Troy
   - Courtyard by Marriott, Warren
   - Days Inn, Warren
   - Holiday Inn, Warren
   - Motel 6, Warren
   - Residence Inn, Warren
   - Van Dyke Hotel & Conference Center, Warren
   - Bob Evans Restaurant, Wyoming
   - Super 8, Wyoming
   - Radisson Resort-Conference Center, Ypsilanti

  Minnesota
   - Embassy Suites, Bloomington
   - Hilton Airport Hotel, Bloomington
   - Hilton Hotel, Bloomington
   - Howard Johnson Lodge, Bloomington
   - Marriott Hotel, Bloomington
   - Ramada Inn, Bloomington
   - Days Inn - Minneapolis, Brooklyn Center
   - Residence Inn, Eagan
   - Compri Hotel-Proposed, Minneapolis
   - Courtyard by Marriott-Eden Prairie, Minneapolis
   - Courtyard by Marriott-Mendota, Minneapolis
   - Days Inn, Minneapolis
   - Dyckman Hotel, Minneapolis
   - Hilton Inn, Minneapolis
   - Holiday Inn-Downtown, Minneapolis
   - Hotel-Proposed, Minneapolis
   - Luxeford Hotel, Minneapolis
   - Marquette, Minneapolis
   - Marriott City Center Hotel, Minneapolis
   - Marriott-Minnetonka, Minneapolis
   - Motel 6, Minneapolis
   - Omni-Northstar, Minneapolis
   - Radisson Hotel, Minneapolis
   - Ramada Inn, Minneapolis
   - Sheraton Minneapolis, Minneapolis
   - Sofitel, Minneapolis
   - Motel-Proposed, Montevideo
   - Days Inn, Plymouth
   - Hotel-Proposed, Rochester
   - Howard Johnson, Rochester
   - Motel 6, Rochester
   - Radisson Hotel, Rochester
   - Days Inn, Roseville
   - Holiday Inn, Saint Paul
   - Holiday Inn-Town Square, Saint Paul
   - Hotel-Proposed, Saint Paul
   - Inn and Expo Center, Saint Paul
   - World Trade Hotel, Saint Paul
   - Wayzata Conference Center, Wayzata

  Mississippi
   - Howard Johnson, Biloxi
   - Holiday Inn, Greenwood
   - Motel 6, Hattlesburg
   - Hampton Inn, Jackson
   - Howard Johnson, Jackson
   - Ramada Inn-Proposed, Jackson
   - Residence Inn, Jackson
   - Cabot Lodge, Ridgeland
   - Holiday Inn, Vicksburg

  Missouri
   - Ramada Inn, Columbia
   - Howard Johnson-North St. Louis, Hazelwood
   - Super 8, Independence
   - La Quinta Inn, Jackson - North
   - Capital Plaza, Jefferson City
   - Ramada Inn, Jefferson City
   - Days Inn, Joplin
   - Super 8, Joplin
   - Allis Plaza, Kansas City
   - Americana Hotel, Kansas City
   - AmeriSuites Hotel-Proposed, Kansas City
   - Doubletree Hotel, Kansas City
   - Embassy Suites, Kansas City
   - Fairfield Inn-West, Kansas City
   - Hilton - Proposed, Kansas City
   - Hilton Inn, Kansas City
   - Historic Suites Hotel, Kansas City
   - Holiday Inn, Kansas City
   - Holiday Inn Crowne Plaza, Kansas City
   - Holiday Inn-Proposed, Kansas City
   - Proposed Sheraton Hotel, Kansas City
   - Radisson Suite Hotel, Kansas City
   - Resort Hotel - Proposed, Kansas City
   - Marriott-Tan-Tar-A, Lake of the Ozarks
   - Super 8, Liberty
   - Super 8, North Kansas City
   - Inn at Grand Glaize, Osage Beach
   - Super 8, Saint Joseph
   - Clarion, Saint Louis
   - Courtyard by Marriott-Creve Coeur, Saint Louis
   - Courtyard by Marriott-Downtown, Saint Louis
   - Courtyard by Marriott-Westport, Saint Louis
   - Days Inn, Saint Louis
   - Doubletree Hotel, Saint Louis
   - Drury Inn, Saint Louis
   - Embassy Suites, Saint Louis
   - Fairfield Inn-Hazel, Saint Louis
   - Henry VIII Hotel, Saint Louis
   - Hilton Hotel-Bel Air, Saint Louis
   - Holiday Inn Sports Complex, Saint Louis
   - Holiday Inn-Airport North, Saint Louis
   - Holiday Inn-Downtown, Saint Louis
   - Holiday Inn-Riverfont, Saint Louis
   - Howard Johnson-South, Saint Louis
   - Mayfair Hotel, Saint Louis
   - Omni-St. Louis Station, Saint Louis
   - Ramada Inn-Westport, Saint Louis
   - Residence Inn-Chesterfield, Saint Louis
   - Residence Inn-Richmond Heights, Saint Louis
   - Ritz-Carlton Hotel, Saint Louis
   - Sheraton-Airport, Saint Louis
   - St. Louis Airport Hilton, Saint Louis
   - St. Louis Airport Radisson Hotel, Saint Louis
   - St. Louisian Hotel, Saint Louis
   - Stouffer Concourse Hotel, Saint Louis
   - Super 8, Saint Louis
   - Marriott Hotel, Saint Louis County
   - Holiday Inn, Springfield
   - Sheraton Inn, Springfield
   - Super 8, Springfield
   - Executive Inn & Office Building, St. Louis
   - Holiday Inn, St. Louis
   - Howard Johnson Hotel, St. Louis
   - Hotel-Proposed, Unity Village
   - Holiday Inn, Wendtzville

  Montana
   - Sheraton Hotel, Billings
   - Super 8, Billings
   - Super 8, Great Falls
   - Super 8, Helena
   - Super 8, Kalispell
   - Holiday Inn, Missoula
   - Red Lion Inn, Missoula

  Nebraska
   - Holiday Inn, Kearney
   - Best Western Airport Inn, Lincoln
   - Holiday Inn-Airport, Lincoln
   - Holiday Inn-Northeast, Lincoln
   - Howard Johnson, North Platte
   - Marriott Hotel, Omaha
   - Ramada Inn, Omaha
   - Red Lion Inn, Omaha

  Nevada
   - Lake Mead Resort, Boulder City
   - Ormsby House Hotel and Casino, Carson City
   - Super 8, Carson City
   - Doubletree Hotel and Resort, Cathedral City
   - Best Western Motel - Proposed, Jackpot
   - Airport Inn, Las Vegas
   - Aladdin Hotel and Casino, Las Vegas
   - Alexis Park Resort Hotel, Las Vegas
   - Casino Hotel-Proposed, Las Vegas
   - Courtyard by Marriott, Las Vegas
   - El Rancho Hotel and Casino, Las Vegas
   - Hotel and Casino-Proposed, Las Vegas
   - Jockey Club Hotel and Casino, Las Vegas
   - La Quinta Hotel, Las Vegas
   - Paradise Resort, Las Vegas
   - Residence Inn, Las Vegas
   - Silverbird Casino, Las Vegas
   - Super 8-Proposed, Las Vegas
   - The Mirage, Las Vegas
   - Tropicana Travelodge, Las Vegas
   - Westward Ho Casino, Las Vegas
   - Echo Bay Resort, Overton
   - Holiday Inn, Reno
   - La Quinta Hotel, Reno
   - Quality Inn and Casino, Reno
   - Red Lion Hotel-Proposed, Reno

  New Hampshire
   - Sheraton Wayfarer, Bedford
   - Hampton Inn, Bow
   - Mount Washington Resort, Bretton Woods
   - Balsams Hotel, Dixville Notch
   - Sheraton Inn-Lamie's Tavern, Hampton
   - Woodbound Inn, Jaffrey
   - Brickyard Mountain Inn, Laconia
   - Loon Mountain Hotel, Lincoln
   - Appleton Inns, Manchester
   - Holiday Inn Center, Manchester
   - Sheraton Wayfarer, Manchester
   - Susse Chalet, Manchester
   - Clarion Somerset Hotel, Nashua
   - Hotel-Proposed, Nashua
   - Tara Sheraton Nashua, Nashua
   - Wentworth by the Sea, Newcastle
   - Susse Chalet, Portsmouth
   - Wentworth-by-the-Sea, Portsmouth
   - Salem Inn, Salem
   - Susse Chalet, Salem
   - Landmarc Lodge-East, Waterville Valley
   - Landmarc Lodge-West, Waterville Valley
   - Silver Squirrel Inn, Waterville Valley
   - Snowy Owl Inn, Waterville Valley
   - Chalet Susse International, Inc., Wilton

  New Jersey
   - Marriott Seaview Golf Resort, Abescon
   - Howard Johnson Hotel, Absecon
   - Seaview Country Club, Absecon
   - Berkeley Carteret Hotel, Asbury Park
   - Caesar's Hotel and Casino, Atlantic City
   - Casino Hotel-Proposed, Atlantic City
   - Deauville Hotel, Atlantic City
   - Diplomat Hotel, Atlantic City
   - Hampton Inn, Atlantic City
   - Harrah's Marina Hotel Casino, Atlantic City
   - Lafayette Hotel, Atlantic City
   - Resorts Int'l Hotel and Casino, Atlantic City
   - Royal Inn, Atlantic City
   - Sands Hotel and Casino, Atlantic City
   - Traymore Hotel Site, Atlantic City
   - Tropicana Hotel and Casino, Atlantic City
   - World International Hotel, Atlantic City
   - Bernards Inn, Bernardsville
   - Hotel-Proposed, Bridgewater
   - Proposed Hotel, Camden
   - Cherry Hill Hyatt, Cherry Hill
   - Cherry Hill Inn, Cherry Hill
   - Ramada Inn, Clifton
   - Comfort Suites, E. Rutherford
   - Ramada Renaissance, East Brunswick
   - Sheraton Inn, East Brunswick
   - Sheraton - Per Diem, East Rutherford
   - Holiday Inn-Raritan Center, Edison
   - Hotel-Proposed, Edison
   - Ramada Inn, Edison
   - Best Western Hotel, Egg Harbor Township
   - Newark Airport Vista Hotel, Elizabeth
   - Ramada Inn-Proposed, Elizabeth
   - Sheraton Inn, Elizabeth
   - Marriott Suite Hotel-Proposed, Elmwood Park
   - Howard Johnson, Englewood
   - Conference Center, Farleigh Dickinson
   - Motel-Proposed, Flemington
   - Hamilton Park Conference Center, Florham Park
   - Courtesy Motel, Fort Lee
   - Ramada Inn-Proposed, Franklin Township
   - Playboy Resort, Great Gorge
   - Marriott Hotel, Hanover
   - Sheraton Hotel, Hasbrouck Heights
   - Holiday Inn, Jamesburg
   - Restaurant at Port Liberte, Jersey City
   - Harrogate Senior Living Facility, Lakewood
   - Courtyard by Marriott, Lincroft
   - Hotel-Proposed, Long Branch
   - Comfort Inn, Mahwah
   - Courtyard by Marriott, Mahwah
   - Residence Inn-Proposed, Mahwah
   - Economy Lodge - Proposed, Meadowlands
   - Holiday Inn, Meadowlands
   - Hotel-Proposed, Meadowlands
   - Meadowlands Hilton, Meadowlands
   - Sheraton Hotel, Meadowlands
   - Forsgate Conference Center, Monroe Township
   - Conference Center, Morristown
   - Governor Morris Inn, Morristown
   - Headquarters Plaza Hotel, Morristown
   - Pleasantville Farms Conference Cent, Morristown
   - Howard Johnson Lodge, Mount Holly
   - Courtyard by Marriott, Mount Laurel
   - Hilton, Mount Laurel
   - Days Hotel, New Brunswick
   - Hyatt Hotel, New Brunswick
   - Rennaisance Hotel, New Brunswick
   - Residence Inn - Princeton, New Jersey
   - Airport Hotel-Proposed, Newark
   - Courtyard by Marriott-Airport, Newark
   - Holiday Inn, Newark
   - Holiday Inn-Airport North, Newark
   - Hotel-Proposed, Newark
   - Howard Johnson Hotel, Newark
   - Days Inn, North Bergen
   - Holiday Inn, North Brunswick
   - Port-O-Call, Ocean City
   - Sting Ray Motel, Ocean City
   - Hotel-Proposed, Ocean Grove
   - Spray View Hotel, Ocean Grove
   - Macy Hotel-Proposed, Paramus
   - Red Carpet Inn, Paramus
   - Residence Inn-Proposed, Paramus
   - Marriott Hotel-Proposed, Park Ridge
   - Embassy Suites, Parsippany
   - Hilton, Parsippany
   - Residence Inn-Proposed, Parsippany
   - Howard Johnson, Phillipsburg
   - Hotel-Proposed, Piscataway
   - Residence Inn-Proposed, Piscataway
   - Compri Hotel-Proposed, Princeton
   - Hyatt Regency, Princeton
   - Marriott Hotel, Princeton
   - Omni Nassau Inn, Princeton
   - Treadway Inn, Princeton
   - Howard Johnson, Ridgefield Park
   - Hotel-Proposed, Rockleigh
   - Hotel-Proposed, Roxbury Township
   - Ramada Inn, Runnemede
   - Howard Johnson, Saddle Brook
   - Marriott Hotel, Saddle Brook
   - Days Inn, Secaucus
   - Howard Johnson, Secaucus
   - Ramada Inn, Secaucus
   - Hilton At Short Hills, Short Hills
   - Pier 4 Motel, Somers Point
   - Garden State Convention Center, Somerset
   - Holiday Inn, Somerset
   - Marriott Hotel, Somerset
   - Neighborhood Suites-Proposed, Somerset
   - Sommerset Plaza Hotel, Somerset
   - Summerfield Suites Hotel, Sommerset
   - Hewitt Wellington Hotel, Spring Lake
   - Hotel-Proposed, Spring Lake
   - Loews Glenpointe Hotel, Teaneck
   - Appleton Inn, Tinton Falls
   - Envoy Inn, Tinton Falls
   - Hilton Inn, Tinton Falls
   - Residence Inn, Tinton Falls
   - Sunrise Suite Hotel, Tinton Falls
   - Hotel-Proposed, Toms River
   - Hotel-Proposed, Turnersville
   - Hotel-Proposed, Wayne
   - Howard Johnson-Proposed, Wayne
   - Holiday Inn, Wildwood Crest
   - Motel, Wrightstown

  New Mexico
   - Compri Hotel-Proposed, Albuquerque
   - Courtyard by Marriott-Airport, Albuquerque
   - Fairfield Inn-Proposed, Albuquerque
   - Hampton Inn, Albuquerque
   - Hilton Hotel, Albuquerque
   - Holiday Inn, Albuquerque
   - Marriott Hotel, Albuquerque
   - Radisson Suite Hotel-Proposed, Albuquerque
   - Residence Inn, Albuquerque
   - Rodeway Inn, Albuquerque
   - Winrock Motor Inn, Albuquerque
   - La Quinta Inn, Albuquerque - Airport
   - Corkin's Lodge, Chama
   - La Quinta Inn, Farmington
   - Hilton, Las Cruces
   - Las Cruces Hilton, Las Cruces
   - Super 8, Las Cruces
   - Ski Rio Ski Resort, Miracle Mountain
   - Super 8, Raton
   - Young's Ranch, Red River
   - Eldorado Hotel, Santa Fe
   - Homewood Suites Hotel, Santa Fe
   - Hotel-Proposed, Santa Fe
   - Inn at Loretto, Santa Fe
   - Inn on the Alameda, Santa Fe
   - La Fonda Hotel, Santa Fe
   - La Quinta Hotel, Santa Fe
   - Residence Inn, Santa Fe
   - Santa Fe Motel, Santa Fe
   - Sheraton de Santa Fe, Santa Fe

  New York
   - Americana Inn, Albany
   - Desmond Hotel, Albany
   - Hilton Hotel, Albany
   - Marriott Hotel, Albany
   - Sheraton Inn, Albany
   - Susse Chalet, Albany
   - VIP Motor Lodge (Howard Johnson), Albany
   - Embassy Suites-Proposed, Amherst
   - Holiday Inn, Amherst
   - Annandale Inn-Proposed, Annandale
   - Wampus Inn-Proposed, Armonk
   - Treadway Inn, Batavia
   - Hampton Inn, Binghamton
   - Holiday Inn-Arena, Binghamton
   - Holiday Inn-SUNY, Binghamton
   - Hotel-Proposed, Binghamton
   - Howard Johnson, Binghamton
   - Residence Inn, Binghamton
   - Sheraton Inn, Binghamton
   - Eden Motel, Bronx
   - Days Inn-Proposed, Brookhaven
   - Residence Inn, Brookhaven
   - Brooklyn Hotel-Proposed, Brooklyn
   - Hilton Hotel, Brooklyn
   - Airport Hotel-Proposed, Buffalo
   - Buffalo Hotel, Buffalo
   - Days Hotel-Proposed, Buffalo
   - Hilton Hotel, Buffalo
   - Holiday Inn - Midtown, Buffalo
   - Hyatt Hotel, Buffalo
   - Hyatt Regency Hotel & Retail Area, Buffalo
   - Radisson Hotel, Buffalo
   - Ramada Inn-Airport, Buffalo
   - Ramada Renaissance Hotel, Buffalo
   - Residence Inn-Proposed, Buffalo
   - Sheraton Hotel, Buffalo
   - Sheraton Inn Buffalo East, Buffalo
   - Sheraton Inn-Airport, Buffalo
   - Sheraton Inn, Canadaiqua
   - Airway Motel, Cheektowaga
   - Holiday Inn - Airport, Cheektowaga
   - Holiday Inn - Gateway, Cheektowaga
   - Quality Inn, Cheektowaga
   - Sheraton Buffalo, Cheektowga
   - Steeplechase Park-Proposed, Coney Island
   - Hilton Inn, Corning
   - Resort/Conference Center-Proposed, Cornwall
   - Holiday Inn, Cortland
   - Roycroft Inn, East Aurora
   - Hotel-Proposed, East Elmhurst
   - Susse Chalet, East Greenbush
   - Nevele Hotel, Ellenville
   - Int'l Conf./Learning Center-Propose, Ellis Island
   - Days Inn, Elmsford
   - Howard Johnson, Elmsford
   - Neighborhood Suites Hotel-Proposed, Fishkill
   - Residence Inn, Fishkill
   - Metropole Hotel, Flushing
   - Midway Hotel, Flushing
   - Sheraton - Proposed, Flushing Center
   - Hotel-Proposed, Garden City
   - Wyndham Condominium, Garden City
   - Harrison Conference Center, Glen Clove
   - Great Neck Hotel, Great Neck
   - Comfort Inn, Greece
   - Holiday Inn-Proposed, Greece
   - Tamarack Lodge, Greenfield Park
   - Claudio's Restaurant, Greenport
   - Colonie Hill, Hauppauge
   - Holiday Inn, Hauppauge
   - Marriott Wind Watch Hotel & Golf, Hauppauge
   - Marriott Windwatch, Hauppauge
   - Ramada Inn, Hauppauge
   - Residence Inn, Hauppauge
   - Homewood Suites-Proposed, Henrietta
   - Howard Johnson, Huntington
   - Huntington Townhouse, Huntington
   - Hampton Inn, Islandia
   - Marriott Wind Watch, Islandia
   - Hotel-Proposed, Islip
   - Howard Johnson Hotel, Ithaca
   - Ramada Inn, Ithaca
   - Sheraton Inn, Ithaca
   - JFK Hilton, Jamaica
   - Howard Johnson, Kingston
   - Ramada Inn, Kingston
   - Omni Sagamore, Lake George
   - Ramada Inn, Lake George
   - Former Lake Placid Club Hotel, Lake Placid
   - Hilton Hotel, Lake Placid
   - Mirror Lake Inn, Lake Placid
   - Holiday Inn, Latham
   - Howard Johnson, Latham
   - Howard Johnson, Liberty
   - The New Brown's Resort, Loch Sheldrake
   - Convention Center - Proposed, Long Island
   - Eastern Nassau/W. Suffolk Hotel, Long Island
   - Hyatt Hotel-Proposed, Long Island
   - Motel-Proposed, Lynbrook
   - Crowne Plaza Hotel, Manhattan
   - Hotel Mark, Manhattan
   - Proposed Economy Hotel, Manhattan
   - Sugar Maples Resort, Maplecrest
   - Hotel-Proposed, Middletown
   - Howard Johnson, Middletown
   - Montauk Yacht Club and Inn, Montauk
   - Kutsher's Resort, Monticello
   - Motel-Proposed, Nanuet
   - Wallkill Valley Inn Project, New Paltz
   - Hotel-Proposed, New Rochelle
   - Le Richmond Hotel, New Rochelle
   - Ramada Plaza Inn and Offices, New Rochelle
   - Sheraton Inn, New Rochelle
   - Aberdeen Hotel, New York
   - American Youth Hostel, New York
   - Americana Hotel, New York
   - Ashley Hotel, New York
   - Astor House-Proposed, New York
   - Barbizon Plaza Hotel, New York
   - Barclay Hotel, New York
   - Battery Park City Hotel-Proposed, New York
   - Berkshire Place, New York
   - Best Western Woodward Hotel, New York
   - Biltmore Hotel, New York
   - Broadway Crowne Plaza, New York
   - Carlton House Hotel, New York
   - Century Paramount Hotel, New York
   - Chatwal Inn, New York
   - Chatwal Inn on 45th Street, New York
   - Chatwal Inn on Park Avenue, New York
   - Chinatown Hotel-Proposed, New York
   - Courtyard by Marriott-Proposed, New York
   - Custom's House, New York
   - Days Inn, New York
   - Days Inn-West 57th Street, New York
   - Doral Inn, New York
   - Dover Hotel, New York
   - Downtown Athletic Club, New York
   - Downtown Conference Center, New York
   - Drake Hotel, New York
   - Econo Lodge-Proposed, New York
   - El Rio Grande, New York
   - Embassy Suites-Times Square-Propose, New York
   - Empire Hotel, New York
   - Essex House, New York
   - Executive Hotel, New York
   - Giordano Hotel, New York
   - Gorham Hotel, New York
   - Grand Bay at Equitable Center, New York
   - Grand Hyatt Hotel, New York
   - Greenwich Street Hotel, New York
   - Halloran House, New York
   - Hampton House, New York
   - Harley Hotel, New York
   - Helmsley Hotel, New York
   - Hilton Hotel, New York
   - Hilton Hotel-Statler, New York
   - Holiday Inn, New York
   - Holiday Inn Crowne Plaza-Broadway, New York
   - Holiday Inn Crowne Plaza-Manhattan, New York
   - Holland Hotel, New York
   - Hotel Intercontinental, New York
   - Hotel Pierre, New York
   - Hotel-1926 Broadway-Proposed, New York
   - Hotel-East 57th Street-Proposed, New York
   - Hotel-Proposed, New York
   - Hotel-Tenth Avenue-Proposed, New York
   - Howard Hotel, New York
   - Howard Johnson, New York
   - Journey's Court Hotel-Proposed, New York
   - Journey's End, New York
   - Kalikow Hotel-Proposed, New York
   - Kennedy Inn, New York
   - Lancaster Hotel, New York
   - Le Meridien Liberty New York, New York
   - Lowell Hotel, New York
   - Luxury Hotel-Proposed, New York
   - Macklowe Hotel, New York
   - Madison Towers Hotel, New York
   - Manger Windsor Hotel, New York
   - Mark Hotel, New York
   - Marriott East Side, New York
   - Marriott Financial Center, New York
   - Marriott Hotel-Proposed, New York
   - Marriott Marquis, New York
   - Martinique Hotel, New York
   - Mayfair Regent, New York
   - Milford Plaza Hotel, New York
   - Millennium Hotel, New York
   - Navarro Hotel, New York
   - Nova Park-Gotham, New York
   - Novotel, New York
   - Omni Berkshire Place, New York
   - Omni Park Central, New York
   - Parc Fifty One Hotel, New York
   - Parker Meridien Hotel, New York
   - Peninsula Hotel, New York
   - Penta Hotel, New York
   - Piccadilly Hotel, New York
   - Plaza Hotel, New York
   - President Hotel, New York
   - Prince George Hotel, New York
   - Prince Street Hotel-Proposed, New York
   - Proposed Hotel and Apartments, New York
   - Proposed Luxury Hotel-Proposed, New York
   - Quality Inn, New York
   - Quality Suites, New York
   - Ramada Inn, New York
   - Regent Hotel-Proposed, New York
   - Regent of New York-Proposed, New York
   - Ritz-Carlton, New York
   - Roger Smith Winthrop Hotel, New York
   - Roosevelt Hotel, New York
   - Russian Tea Room, New York
   - Sheraton Hotel, New York
   - Sheraton Motor Inn, New York
   - Sheraton Park Avenue, New York
   - Soho Hotel-Proposed, New York
   - St. Moritz Hotel, New York
   - St. Regis, New York
   - Stanhope, New York
   - Sutton Place Hotel, New York
   - Taft Hotel, New York
   - Tenth Avenue Hotels-Proposed, New York
   - The Pierre Hotel, New York
   - The Plaza Athenee, New York
   - Times Square Hotel-Proposed, New York
   - Timeshare-Proposed, New York
   - Travel Inn, New York
   - Tudor Hotel, New York
   - UN Plaza Suite Hotel-Proposed, New York
   - Vista International, New York
   - Waldorf=Astoria Hotel, New York
   - Warwick Hotel, New York
   - Westbury Hotel, New York
   - Westin Plaza Hotel, New York
   - Woodward Hotel-Proposed, New York
   - York Club, New York
   - Howard Johnson Motel & Restaurant, Newburgh
   - Ramada Inn, Newburgh
   - Hilton Hotel, Niagara Falls
   - Howard Johnson, Norwich
   - Hotel-Proposed, Orangetown
   - Hudson Valley Conference Center, Ossining
   - Sheraton Inn, Ossining
   - Hotel-Proposed, Oswego
   - Best Western, Painted Post
   - Lodge on the Green, Painted Post
   - Residence Inn - Proposed, Parsippany
   - Senior Living - Proposed, Pearl River
   - Drum Hill Hotel, Peekskill
   - Holiday Inn, Plainview
   - Howard Johnson, Plainview
   - Pickwick Motor Inn, Plainview
   - Residence Inn, Plainview
   - Holiday Inn, Plattsburgh
   - Motel-Proposed, Port Jefferson
   - Comfort Inn-Proposed, Poughkeepsie
   - Courtyard by Marriott, Poughkeepsie
   - Radison Hotel, Poughkeepsie
   - Wyndham Hotel, Poughkeepsie
   - Best Western-LaGuardia Airport, Queens
   - Crown Motel, Queens
   - Crowne Plaza-LaGuardia Airport, Queens
   - Days Inn-LaGuardia Airport, Queens
   - Executive Inn, Queens
   - Hilton Inn-LaGuardia Airport, Queens
   - Hilton-JFK Airport, Queens
   - Holiday Inn-JFK Airport, Queens
   - Holiday Inn-LaGuardia Airport, Queens
   - Howard Johnson, Queens
   - Jade East Motel, Queens
   - JFK Plaza Hotel, Queens
   - Marriott Hotel-JFK Airport, Queens
   - Marriott-LaGuardia Airport, Queens
   - Metropole Hotel, Queens
   - Midway Hotel, Queens
   - Riviera Hotel, Queens
   - Royce Hotel-LaGuardia Airport, Queens
   - Sheraton-LaGuardia East-Proposed, Queens
   - Adria Hotel, Queens (Bayside)
   - Holiday Inn, Riverhead
   - Riverhead Motor Hotel, Riverhead
   - Americana Hotel, Rochester
   - Courtyard by Marriott-Wrighton, Rochester
   - Days Hotel (former Holiday Inn), Rochester
   - Hilton-Campus, Rochester
   - Holiday Inn, Rochester
   - Hotel-Proposed (former St. Bernard), Rochester
   - Hyatt Hotel, Rochester
   - Lodge at Woodcliff, Rochester
   - Omni Suites Hotel, Rochester
   - Residence Inn, Rochester
   - Sheraton Inn, Rochester
   - Stouffer Hotel, Rochester
   - Town House Inn, Rochester
   - Limited Service Hotel-Proposed, Rome
   - Hotel - Proposed, Roslyn
   - Roslyn Country Club, Roslyn
   - Courtyard by Marriott, Rye
   - Le Richemonde Hotel, Ryebrook
   - Baron's Cove Inn, Sag Harbor
   - Holiday Inn, Saratoga
   - Hotel-Proposed, Saratoga Springs
   - Howard Johnson, Saugerties
   - Holiday Inn, Schenectady
   - Ramada Inn, Schenectady
   - Dering Harbor Inn, Shelter Island
   - Crowne Plaza-Proposed, Smithtown
   - Howard Johnson, Smithtown
   - Sheraton, Smithtown
   - Raleigh Hotel, South Fallsburg
   - Hotel-Proposed, Southhold
   - Susse Chalet, Spring Valley
   - Executive Motor Inn, Springfield Gardens
   - Staten Island Hotel, Staten Island
   - Imperial Htl/Stevensville Golf Crs., Stevensville
   - Holiday Inn, Suffern
   - Motel on the Mountain, Suffern
   - Browns Hotel, Sullivan County
   - Imperial Hotel, Sullivan County
   - The New Brown's Resort, Sullivan County
   - Courtyard by Marriott, Syracuse
   - Embassy Suites, Syracuse
   - Hampton Inn, Syracuse
   - Hilton Inn, Syracuse
   - Holiday Inn-Downtown, Syracuse
   - Holiday Inn-Exit 35, Syracuse
   - Holiday Inn-Exit 36, Syracuse
   - Holiday Inn-Exit 39, Syracuse
   - Holiday Inn-I-90, Syracuse
   - Homewood Suites Hotel-Proposed, Syracuse
   - Hotel Syracuse, Syracuse
   - Hotel-Proposed, Syracuse
   - Marriott Hotel, Syracuse
   - Residence Inn-Proposed, Syracuse
   - Sheraton University Inn & Conf.Ctr., Syracuse
   - Treadway Inn, Syracuse
   - Courtyard by Marriott, Tarrytown
   - Tarrytown House Conference Center, Tarrytown
   - Westchester Marriott, Tarrytown
   - Embassy Suites - Proposed, Times Square, New York
   - Marriott Hotel, Uniondale
   - Sheraton Nassau Hotel, Uniondale
   - Howard Johnson Hotel, Utica
   - Howard Johnson, Vestal
   - Hotel-Proposed, Watertown
   - Convention Hotel-Proposed, Westbury
   - Dalts Restaurant, Westbury
   - Howard Johnson, Westbury
   - Marriott Hotel, Westchester
   - Inn-Proposed, Westhampton
   - Crowne Plaza, White Plains
   - Hotel-Proposed, White Plains
   - Howard Johnson, White Plains
   - Roger Smith Hotel, White Plains
   - Stouffer Westchester Hotel, White Plains
   - White Plains Hotel, White Plains
   - Anton Meadows, Yaphank
   - Quality Suites, Yorktown
   - Yorktown Motor Lodge, Yorktown Heights

  North Carolina
   - Days Inn - Central, Asheville
   - Holiday Inn - Airport, Asheville
   - Holiday Inn - Tunnel, Asheville
   - Inn on the Plaza, Asheville
   - Sheraton Inn, Asheville
   - Days Inn, Ashville
   - Masters Economy Inn - Rocky Mount, Battlebro
   - Days Inn, Blowing Rock
   - All-Suite Hotel-Proposed, Boone
   - Residence Inn-Proposed, Cary
   - Carolina Inn, Chapel Hill
   - Hilton-Proposed, Chapel Hill
   - Charlotte Registry Hotel-Per Diem, Charlotte
   - Compri Hotel-Proposed, Charlotte
   - Courtyard by Marriott, Charlotte
   - Days Inn, Charlotte
   - Days Inn-Uptown, Charlotte
   - Fairfield Inn, Charlotte
   - Howard Johnson, Charlotte
   - Howard Johnson Lodge, Charlotte
   - Knights Inn, Charlotte
   - Manger Motor Inn, Charlotte
   - Marriott City Center, Charlotte
   - Marriott Hotel-Independence Center, Charlotte
   - Masters Economy Inn - Charlotte No, Charlotte
   - Masters Economy Inn - Merchandise, Charlotte
   - Queen City Motel, Charlotte
   - Residence Inn, Charlotte
   - Residence Inn-North, Charlotte
   - Resistry Hotel, Charlotte
   - Royce Suite Hotel, Charlotte
   - Sheraton Inn, Charlotte
   - Conference Center, Clemmons
   - Sheraton Motel, Dunn
   - Best Western, Durham
   - Cricket Inn, Durham
   - Days Inn, Durham
   - Dutch Village Inn, Durham
   - Fairfield Inn, Durham
   - Holiday Inn-West, Durham
   - Motel 6, Durham
   - Sheraton-University Center, Durham
   - The Duke Inn, Durham
   - Days Inn, Fayetteville
   - Fairfield Inn, Fayetteville
   - Holiday Inn, Fayetteville
   - Hotel-Proposed, Fayetteville
   - Knights Inn, Fayetteville
   - Goldsboro Motel, Goldsboro
   - Courtyard by Marriott, Greensboro
   - Days Inn, Greensboro
   - Embassy Suites, Greensboro
   - Fairfield Inn, Greensboro
   - Hilton, Greensboro
   - Marriott Hotel, Greensboro
   - Residence Inn, Greensboro
   - Sheraton Greensboro, Greensboro
   - Hotel-Proposed, Greenville
   - Radisson Hotel, High Point
   - Days Inn, Lumberton
   - Maggie Valley Country Club, Maggie Valley
   - Courtyard by Marriott, Raleigh
   - Fairfield Inn, Raleigh
   - Hampton Inn, Raleigh
   - Hilton, Raleigh
   - Holiday Inn-Downtown, Raleigh
   - Marriott Hotel-RTP, Raleigh
   - Raleigh Radisson, Raleigh
   - Residence Inn, Raleigh
   - Holiday Inn - Airport, Research Triangle Park
   - Howard Johnson, Roanoke Rapids
   - Sheraton Inn, Rocky Mount
   - Days Inn, Rocky Mountain
   - Fairfield Inn, Rocky Mountain
   - Motel 6, Rocky Mountain
   - Days Inn, Rowland
   - Sheraton Motel, Selma
   - Masters Economy Inn, Smithfield
   - Holiday Inn, Southern Pines
   - Fairfield Inn, Wilmington
   - Hilton, Winston/Salem
   - Holiday Inn, Winston/Salem
   - Winston Plaza Hotel, Winston/Salem

  North Dakota
   - Holiday Inn, Bismark
   - Radisson Inn, Bismark
   - Super 8, Bismark
   - Ramada Hotel, Fargo
   - Ramada Inn-Proposed, Fargo
   - Super 8, Grand Forks
   - Super 8, Minot

  Ohio
   - Holiday Inn-Cascade, Akron
   - Ramada Inn, Akron
   - Residence Inn, Akron
   - Aurora Inn and Pine Lake Trout Club, Aurora
   - Sheraton Inn, Aurora
   - Woodlands Inn, Aurora
   - Courtyard by Marriott, Blue Ash
   - Embassy Suites, Blue Ash
   - Residence Inn-Proposed, Blue Ash
   - Best Western, Cambridge
   - Days Inn, Cambridge
   - Hilton Hotel, Canton
   - Super 8, Canton
   - Best Western Northeast, Cincinnati
   - Carousel Inn, Cincinnati
   - Cincinnati Hotel, Cincinnati
   - Clarion Hotel, Cincinnati
   - Days Inn, Cincinnati
   - Embassy Suites-Proposed, Cincinnati
   - Holiday Inn-Downtown, Cincinnati
   - Holiday Inn-Eastgate, Cincinnati
   - Holiday Inn-Northeast, Cincinnati
   - Holiday Inn-Riverfront, Cincinnati
   - Holiday Inn-South, Cincinnati
   - Hotel-Airport-Proposed, Cincinnati
   - Howard Johnson, Cincinnati
   - Hyatt, Cincinnati
   - Knights Inn, Cincinnati
   - KOA Campground, Cincinnati
   - Marriott Inn, Cincinnati
   - Netherland Hilton, Cincinnati
   - Omni Netherland Plaza, Cincinnati
   - Proposed Hotel, Cincinnati
   - Radisson Inn, Cincinnati
   - Ramada Inn, Cincinnati
   - Residence Inn, Cincinnati
   - Residence Inn-North, Cincinnati
   - Sheraton Inn-Proposed, Cincinnati
   - Treadway Inn, Cincinnati
   - Vernon Manor, Cincinnati
   - AmeriSuite Hotel-Proposed, Cleveland
   - Downtown Hotel-Proposed, Cleveland
   - Fairfield Inn-Brook Park, Cleveland
   - Fairfield Inn-West, Cleveland
   - Holiday Inn-Airport, Cleveland
   - Holiday Inn-Lakeside, Cleveland
   - Hyatt Hotel-Proposed, Cleveland
   - Marriott Hotel, Cleveland
   - Sheraton City Center, Cleveland
   - Sheraton Hopkins, Cleveland
   - AmeriSuite - Proposed, Columbus
   - Embassy Suites, Columbus
   - Fairfield Inn-North, Columbus
   - Fairfield Inn-West, Columbus
   - Hilton Inn, Columbus
   - Holiday Inn-Airport, Columbus
   - Holiday Inn-City Center, Columbus
   - Holiday Inn-Worthington, Columbus
   - Hotel-Proposed, Columbus
   - Howard Johnson Hotel, Columbus
   - Howard Johnson-East, Columbus
   - Howard Johnson-West, Columbus
   - Knights Inn-West, Columbus
   - Marriott Hotel, Columbus
   - Nationwide Hotel, Columbus
   - Residence Inn-North, Columbus
   - Sheraton Plaza Hotel, Columbus
   - Sheraton-North, Columbus
   - Union Plaza Hotel-Steeplechase, Columbus
   - University Inn, Columbus
   - Woodfin Hotel, Columbus
   - Courtyard by Marriott, Crosswoods
   - Courtyard by Marriott, Dayton
   - Daytonian Hilton, Dayton
   - Fairfield Inn, Dayton
   - Hope Hotel & Conference Center, Dayton
   - Knights Inn-North, Dayton
   - Marriott Hotel, Dayton
   - Motel 6, Dayton
   - Ramada Inn, Dayton
   - Residence Inn-North, Dayton
   - Residence Inn By Marriott, Dayton South
   - Courtyard by Marriott, Dublin
   - Woodfin Suites, Dublin
   - East Liverpool Motor Lodge, East Liverpool
   - Howard Johnson, Euclid
   - Ramada Inn, Fairlawn
   - Hampton Inn, Independence
   - Howard Johnson, Lima
   - Ramada Inn, Lima
   - Best Western, Mansfield
   - Holiday Inn, Marietta
   - Lafayette Hotel, Marietta
   - Holiday Inn, Middletown
   - Howard Johnson, Middletown
   - Regal 8 Inn, Middletown
   - Sheraton-Proposed, Milford
   - Super 8, Montrose
   - Ramada Inn, Sandusky
   - Days Inn, Sharonville
   - Holiday Inn-Cincinnati North, Sharonville
   - Super 8, St. Clairsville
   - Holiday Inn, Strongsville
   - Balhalla Hotel, Toledo
   - Courtyard by Marriott, Toledo
   - Fairfield Inn-Airport, Toledo
   - Hilton at the Medical College, Toledo
   - Hilton Hotel, Toledo
   - Holiday Inn, Toledo
   - Knights Inn-West, Toledo
   - Marriott Portside Hotel, Toledo
   - Radisson Hotel, Toledo
   - Sofitel, Toledo
   - Hampton Inn-Proposed, Wickliffe
   - Holiday Inn, Youngstown
   - Hotel-Proposed, Youngstown
   - Sheraton-Proposed, Youngstown

  Oklahoma
   - Fountainhead Resort, Mcintosh County
   - Residence at the Trails Inn, Norman
   - Suit Hotel, Norman
   - Courtyard by Marriott, Oklahoma City
   - Embassy Suites, Oklahoma City
   - Holiday Inn, Oklahoma City
   - Lexington Hotel Suites, Oklahoma City
   - Lincoln Plaza Hotel, Oklahoma City
   - Marriott Hotel, Oklahoma City
   - Meridien Plaza, Oklahoma City
   - Sheraton Hotel, Oklahoma City
   - Arrowhead Resort, Pittsburgh County
   - Camelot Hotel, Tulsa
   - Doubletree Hotel, Tulsa
   - Former Holiday Inn, Tulsa
   - Former Holiday Inn-Downtown, Tulsa
   - Holiday Inn, Tulsa
   - Holiday Inn-Convention Center, Tulsa
   - La Quinta Inn, Tulsa
   - Marriott Hotel, Tulsa
   - Mayo Hotel, Tulsa
   - Residence Inn, Tulsa
   - Westin Hotel, Tulsa

  Oregon
   - Inn At Face Rock, Bandon
   - Courtyard by Marriott, Beaverton
   - Red Lion Motel, Bend
   - Sunriver Lodge and Resort, Bend
   - Econolodge Motel, Eugene
   - Valley River Inn, Eugene
   - Residence Inn Portland-South, Lake Oswego
   - Big Creek Resort-US Highway 101, Lane County
   - Embassy Suites, Portland
   - Holiday Inn Crowne Plaza - Proposed, Portland
   - Holiday Inn-Airport, Portland
   - Holiday Inn-South, Portland
   - Proposed Sheraton Suites, Portland
   - Red Lion - Jantzen Beach, Portland
   - Red Lion Inn-Lloyd Center, Portland
   - Red Lion Inn-Portland Center, Portland
   - Residence Inn - Proposed, Portland
   - Vintage Plaza Hotel, Portland
   - Wells Building, Portland
   - Execulodge Motel, Salem
   - Oregon Capital Inn, Salem
   - Springfield Red Lion Inn, Springfield
   - Sunriver Resort, Sunriver

  Pennsylvania
   - Allentown Hilton Hotel, Allentown
   - Holiday Inn, Allentown
   - Proposed Microtel, Allentown
   - Quality Inn, Allentown
   - Bedford Springs Hotel, Bedford
   - Compri Hotel-Proposed, Bensalem
   - Days Inn-Proposed, Bensalem
   - Holiday Inn, Bensalem
   - Residence Inn By Marriott, Berwyn
   - Econolodge, Bristol
   - Days Inn, Brookville
   - Buck Hill Falls Inn, Buck Hill Falls
   - Howard Johnson, Butler
   - Holiday Inn, Chambersburg
   - Days Inn, Clarion
   - Embassy Suites, Coraopolis
   - Hydeholde Country House-Proposed, Coraopolis
   - Days Inn, Danville
   - Holiday Inn, Dubois
   - Lafayette Inn-Proposed, Easton
   - Howard Johnson Hotel, Erie
   - Ramada Inn, Erie
   - Holiday Inn, Essington
   - Quality Suites-Proposed, Essington
   - Super 8-Proposed, Essington
   - Howard Johnson, Gibsonia
   - Compri Hotel-Proposed, Harrisburg
   - Holiday Inn, Harrisburg
   - Marriott Hotel, Harrisburg
   - Penn Harris Inn, Harrisburg
   - Sheraton Inn, Harrisburg
   - Super 8-Proposed, Harrisburg
   - Holiday Inn, Hazleton
   - Super 8-Proposed, Hazleton
   - Plaza Valley Forge Hotel, King of Prussia
   - Radisson Hotel, King of Prussia
   - Sheraton Hotel, King of Prussia
   - Valley Forge Complex, King of Prussia
   - Valley Forge Hilton, King of Prussia
   - Motel-Proposed, Lake Ariel
   - Days Inn, Lancaster
   - Holiday Inn-Route 30E, Lancaster
   - Holiday Inn-Route 501, Lancaster
   - Sheraton Lancaster Golf Resort, Lancaster
   - Super 8-Proposed, Lancaster
   - Holiday Inn, Lionville
   - Hilton-Great Valley, Malvern
   - Summerfield Suite-Proposed, Malvern
   - Days Inn, Meadville
   - Hilton Inn, Monroeville
   - Holiday Inn-West, Monroeville
   - Economy Hotel, Montgomery Township
   - Holiday Inn, New Hope
   - Treadway Inn, Newport
   - Residence Inn-Proposed, Paoli
   - Conference Center-Proposed, Penn State
   - Barclay Hotel, Philadelphia
   - Bellevue, Philadelphia
   - Courtyard by Marriott-Devon, Philadelphia
   - Courtyard-Willow Grove, Philadelphia
   - Days Inn-Airport, Philadelphia
   - Econo Lodge-Franklin Towne, Philadelphia
   - Essex Hotel, Philadelphia
   - Franklin Motor Inn, Philadelphia
   - Franklin Plaza Hotel, Philadelphia
   - Guest Quarters Hotel, Philadelphia
   - Hampton Inn-Proposed, Philadelphia
   - Health Club-Proposed, Philadelphia
   - Hilton Inn, Philadelphia
   - Hilton Inn-Northeast, Philadelphia
   - Holiday Inn-City Center, Philadelphia
   - Holiday Inn-City Line, Philadelphia
   - Hub Motor Inn, Philadelphia
   - Hyatt-Proposed, Philadelphia
   - Marriott Hotel, Philadelphia
   - Marriott Hotel-Airport, Philadelphia
   - Omni Philadelphia, Philadelphia
   - Penn Center Inn, Philadelphia
   - Quality Inn-Center City, Philadelphia
   - Residence Inn-Proposed, Philadelphia
   - Rittenhouse Hotel, Philadelphia
   - Treadway Mohawk, Philadelphia
   - Treadway Roosevelt, Philadelphia
   - Residence Inn, Philadelphia/Berwyn
   - Clubhouse Inn, Pittsburgh
   - Courtyard by Marriott, Pittsburgh
   - Hampton Inn at Playhouse Square, Pittsburgh
   - Hilton Hotel, Pittsburgh
   - Holiday Inn-Greentree, Pittsburgh
   - Holiday Inn-North, Pittsburgh
   - Holiday Inn-Parkway-East, Pittsburgh
   - Holiday Inn-Parkway-West, Pittsburgh
   - Hotel-Proposed, Pittsburgh
   - Howard Johnson Hotel, Pittsburgh
   - Marriott Hotel, Pittsburgh
   - Marriott-Airport, Pittsburgh
   - Motel 6, Pittsburgh
   - Quality Inn, Pittsburgh
   - Royce Hotel-Airport, Pittsburgh
   - U.S.S. Hotel-Proposed, Pittsburgh
   - Westin William Penn, Pittsburgh
   - Courtyard By Marriott, Pittsburgh Airport
   - Holiday Inn, Reading
   - Sheraton Hotel, Reading
   - Hilton at Lackawanna Station, Scranton
   - Hilton Hotel, Scranton
   - Sheraton Inn, Stroudsburg
   - HoJo Inn, Tannersville
   - Hilton-Northeast, Trevose
   - Compri Hotel-Proposed, Valley Forge
   - Courtyard by Marriott, Valley Forge
   - Holiday Inn-Meadowlands, Washington
   - Holiday Inn, Wilkes-Barre
   - Days Inn-Proposed, Williamsport
   - Hotel-Proposed, Williamsport
   - Hampton Inn - Proposed, Willow Grove
   - Holiday Inn-Market Street, York
   - Holiday Inn-Route 30 and I-83, York
   - Ramada Inn, York
   - Super 8-Proposed, York

  Rhode Island
   - Cresthil-Proposed, Lincoln
   - Courtyard by Marriott, Newport
   - Vanderbilt Hotel-Convention Center, Newport
   - Quality Inn, North Kingston
   - Biltmore Plaza, Providence
   - Convention Center Hotel-Proposed, Providence
   - Holiday Inn Providence - Downtown, Providence
   - Hotel-Proposed, Providence
   - Marriott Hotel, Providence
   - Sheraton-Airport, Providence
   - Susse Chalet, Smithfield
   - Howard Johnson, Warwick
   - Residence Inn-Proposed, Warwick
   - Susse Chalet, Warwick

  South Carolina
   - Quality Inn Motel, Anderson
   - Super 8, Anderson
   - Budget Hotel - Proposed, Charleston
   - Charleston Center Hotel-Proposed, Charleston
   - Cooper River Inn, Charleston
   - Days Inn, Charleston
   - Francis Marion Hotel, Charleston
   - Hampton Inn-Proposed, Charleston
   - Hawthorne Suites Hotel, Charleston
   - Holiday Inn, Charleston
   - Holiday Inn-Airport, Charleston
   - Holiday Inn-Riverview, Charleston
   - Masters Economy Inn - Mt. Pleasant, Charleston
   - Masters Economy Inn - Rivers Ave, Charleston
   - Middleton Inn, Charleston
   - Omni Charleston, Charleston
   - Quality Inn, Charleston
   - Trusthouse Forte, Charleston
   - Courtyard by Marriott, Columbia
   - Courtyard by Marriott-Northeast, Columbia
   - Courtyard by Marriott-Northwest, Columbia
   - Embassy Suites, Columbia
   - Marriott Hotel, Columbia
   - Masters Economy Inn - I-26, Columbia
   - Masters Economy Inn - Knox Abbot, Columbia
   - Motel 6, Columbia
   - Residence Inn, Columbia
   - Coral Beach Hotel, Coral Beach
   - Days Inn, Dillon
   - Save Inn, Fairplay
   - Fairfield Inn, Florence
   - Holiday Inn, Florence
   - Days Inn, Gaffney
   - Courtyard by Marriott, Greenville
   - Fairfield Inn, Greenville
   - Greenville Hilton Hotel, Greenville
   - Ramada Inn, Greenville
   - Super 8, Greenwood
   - Days Inn, Hardeeville
   - Fairfield Inn, Hilton Head
   - Hilton Head Inn, Hilton Head
   - Holiday Inn, Hilton Head
   - Inter-Continental Hotel, Hilton Head
   - Islander Inn, Hilton Head
   - Quality Suites-Proposed, Hilton Head
   - Residence Inn-Proposed, Hilton Head
   - Sheraton Inn, Hilton Head
   - PGA East Resort-Proposed, Kiawah Island
   - Save Inn, Lake Hartwell
   - Days Inn, Mt. Pleasant
   - Coral Beach Hotel, Myrtle Beach
   - Radisson Hotel, Myrtle Beach
   - Best Western Inn, North Charleston
   - Budget Hotel-Proposed, North Charleston
   - Days Inn, North Charleston
   - Northwoods Atrium Inn, North Charleston
   - Days Inn, Santee
   - Holiday Inn-West, Spartanburg
   - Howard Johnson, Spartanburg
   - Residence Inn, Spartanburg

  South Dakota
   - Holiday Inn, Aberdeen
   - Holiday Inn, Rapid City
   - Holiday Inn, Sioux Falls
   - Super 8, Sioux Falls
   - Holiday Inn, Spearfish

  Tennessee
   - Ameri Suite Hotel-Proposed, Brentwood
   - Courtyard by Marriott, Brentwood
   - Holiday Inn, Bristol
   - Holiday Inn-Southeast, Chattanooga
   - Howard Johnson, Chattanooga
   - Marriott Hotel, Chattanooga
   - Motel 6, Chattanooga
   - Sheraton Inn, Chattanooga
   - Super 8, Chattanooga
   - Holiday Inn, Cove Lake
   - Masters Economy Inn, Dickson
   - Comfort Inn-Proposed, Elizabethton
   - Park Vista Hotel, Gatlinburg
   - Holiday Inn-I-40, Jackson
   - Holiday Inn, Johnson City
   - Super 8, Johnson City
   - Fairfield Inn, Johnson Park
   - Holiday Inn, Kingsport
   - Courtsouth Healthclub-North, Knoxville
   - Courtsouth Healthclub-South, Knoxville
   - Courtsouth Healthclub-West, Knoxville
   - Days Inn, Knoxville
   - Hilton Hotel, Knoxville
   - Howard Johnson-Westhills, Knoxville
   - Motel 6, Knoxville
   - Quality Inn, Knoxville
   - Ramada Inn-West, Knoxville
   - Rodeway Inn, Knoxville
   - Courtyard by Marriott, Memphis
   - Courtyard by Marriott-Airport, Memphis
   - Holiday Inn - Crowne Plaza, Memphis
   - Holiday Inn-East, Memphis
   - Holiday Inn-East Poplar, Memphis
   - Holiday Inn-I-40-Sycamore View, Memphis
   - Holiday Inn-Memphis Int'l Airport, Memphis
   - Hyatt Regency, Memphis
   - Lexington Hotel Suites, Memphis
   - Motel 6, Memphis
   - Omni Hotel, Memphis
   - Proposed Fairfield Inn, Memphis
   - Residence Inn, Memphis
   - La Quinta Inn, Memphis - Airport
   - Brown County Inn, Nashville
   - Capital Mall Conv. Center-Proposed, Nashville
   - Clarion Maxwell House, Nashville
   - Courtyard by Marriott-Airport, Nashville
   - Days Inn, Nashville
   - Doubletree Hotel, Nashville
   - Grosvenor, Nashville
   - Hampton Inn, Nashville
   - Holiday Inn Crowne Plaza, Nashville
   - Holiday Inn Express, Nashville
   - Holiday Inn-Briley Parkway, Nashville
   - Marriott Hotel, Nashville
   - Nashville Union Station, Nashville
   - Ramada Inn, Nashville
   - Sheraton Hotel, Nashville
   - Sheraton Music City, Nashville
   - Stouffer Hotel, Nashville
   - Super 8, Nashville
   - Union Station Hotel, Nashville
   - AmeriSuite, Oakridge
   - Holiday Inn, Oakridge
   - Super 8-Proposed, Union City

  Texas
   - Harvey Hotel, Addison
   - Days Inn, Amarillo
   - Motel 6, Amarillo
   - Radisson Hotel-Proposed, Amarillo
   - Super 8 Motel, Amarillo
   - La Quinta Inn, Amarillo - Airport
   - Courtyard by Marriott, Arlington
   - Hilton Hotel, Arlington
   - Holiday Inn, Arlington
   - Lexington Suites Hotel, Arlington
   - Compri Hotel-Proposed, Austin
   - Driskill Hotel, Austin
   - Embassy Suites-Austin Town Lake, Austin
   - Embassy Suites-North, Austin
   - Fairfield North, Austin
   - Four Seasons Hotel, Austin
   - Holiday Inn, Austin
   - Holiday Inn-Austin Town Lake, Austin
   - La Quinta Inn, Austin
   - Marriott Hotel, Austin
   - Proposed Fairfield Inn, Austin
   - Quality Inn, Austin
   - Residence South, Austin
   - La Quinta Inn, Austin - Ben White
   - Holiday Inn Airport, Austins Cities
   - Holiday Inn, Bay Town
   - Hilton Hotel, Beaumont
   - Holiday Inn, Beaumont
   - Courtyard by Marriott, Bedford
   - Holiday Inn, Brownsville
   - La Quinta Inn, Brownsville
   - Hilton Hotel, College Station
   - Ramada Inn, College Station
   - Holiday Inn, Conroe
   - Corpus Christi Hotel-Airport, Corpus Christi
   - Days Inn, Corpus Christi
   - Hilton - Proposed, Corpus Christi
   - Holiday Inn, Corpus Christi
   - Holiday Inn-Airport, Corpus Christi
   - La Quinta Inn, Corpus Christi - North
   - La Quinta Inn, Corpus Christi - South
   - Allstar Inn, Dallas
   - Ambassador Plaza Hotel, Dallas
   - Arlington Hilton, Dallas
   - Bradford Plaza Hotel, Dallas
   - Bristol Suites, Dallas
   - Convention Center Hotel-Proposed, Dallas
   - Courtyard by Marriott, Dallas
   - Courtyard by Marriott-Northeast, Dallas
   - Courtyard by Marriott-Plano, Dallas
   - Courtyard by Marriott-Stemmons, Dallas
   - Dallas Grand Hotel, Dallas
   - Doubletree Inn, Dallas
   - Embassy Suites, Dallas
   - Fairmont Hotel, Dallas
   - Harvey Hotel, Dallas
   - Hilltop, Dallas
   - Hilton Inn-LBJ, Dallas
   - Hilton-Arlington, Dallas
   - Holiday Inn - North, Dallas
   - Holiday Inn Crowne Plaza, Dallas
   - Holiday Inn-Brook Hollow, Dallas
   - Holiday Inn-South, Dallas
   - Houstonian Hotel, Dallas
   - Howard Johnson-East, Dallas
   - Lexington Hotel Suites, Dallas
   - Loews Anatole Hotel, Dallas
   - Marriott Hotel-Airport, Dallas
   - Marriott-Park Central, Dallas
   - Marriott-Quorum, Dallas
   - Melrose Hotel, Dallas
   - Motel 6, Dallas
   - Omni Melrose Hotel, Dallas
   - Park Plaza, Dallas
   - Propsed Hotel - DFW, Dallas
   - Ramada Inn Convention Center, Dallas
   - Ramada-Market Center, Dallas
   - Registry Hotel, Dallas
   - Residence Inn-Market Center, Dallas
   - Sheraton Grand, Dallas
   - Southland Center Hotel, Dallas
   - Statler Hilton Hotel, Dallas
   - Summit Hotel, Dallas
   - Westin Galleria Hotel, Dallas
   - La Quinta Inn, Dallas - DFW
   - La Quinta Inn, Dallas - North Park
   - La Quinta Inn, Dallas - Plano
   - La Quinta Inn, Dallas - Richardson
   - Allstar Inn, El Paso
   - Hilton Inn-Airport, El Paso
   - La Quinta Hotel-Airport, El Paso
   - Rodeway Inn, El Paso
   - Travelers Inn, El Paso
   - Westin Paso del Norte, El Paso
   - La Quinta Inn, El Paso - Lomaland
   - Allstar Inn, Euless
   - La Quinta Inn, Euless
   - Allstar Inn, Fort Worth
   - Courtyard by Marriott, Fort Worth
   - Days Inn Downtown, Fort Worth
   - Hilton Hotel, Fort Worth
   - Holiday Inn-North, Fort Worth
   - Holiday Inn-South, Fort Worth
   - Lexington Suites Hotel, Fort Worth
   - Metro Center Hotel, Fort Worth
   - Radisson Plaza Hotel, Fort Worth
   - Residence Inn, Fort Worth
   - La Quinta Inn, Fort Worth - East
   - Holiday Inn, Harlingen
   - La Quinta Inn, HI-LA Marque
   - Crowne Plaza-Houston Park, Houston
   - Days Inn, Houston
   - Days Inn-Hobby, Houston
   - Doubletree Hotel, Houston
   - Embassy Suites, Houston
   - Galleria Gardens, Houston
   - Harvest House Hotel, Houston
   - Harvey Hotel Medical Center, Houston
   - Hilton Inn-West, Houston
   - Holiday Inn I-10 East, Houston
   - Holiday Inn-Downtown, Houston
   - Holiday Inn-East, Houston
   - Holiday Inn-Greenway Plaza, Houston
   - Holiday Inn-Hobby, Houston
   - Holiday Inn-Medical Center, Houston
   - Holiday Inn-NASA, Houston
   - Holiday Inn-North, Houston
   - Holiday Inn-Northwest, Houston
   - Holiday Inn-Southwest, Houston
   - Host Hotel International, Houston
   - Hotel Meridien, Houston
   - Hotel-Proposed, Houston
   - Houston House, Houston
   - Houston Medical Center, Houston
   - Houston Park 10 Crowne Plaza, Houston
   - La Quinta Hotel-Astrodome, Houston
   - La Quinta Hotel-Baytown, Houston
   - La Quinta Hotel-CY Fair, Houston
   - La Quinta Hotel-Hobby, Houston
   - La Quinta Inn-Stafford, Houston
   - Lexington Hotel Suites, Houston
   - Marriott Astrodome, Houston
   - Marriott Hotel, Houston
   - Marriott Hotel-Medical Center, Houston
   - Marriott-Airport, Houston
   - Motel 6, Houston
   - Remington, Houston
   - Residence Inn, Houston
   - Rodeway Inn, Houston
   - Rodeway Inn-Hobby, Houston
   - Shamrock Hilton Hotel, Houston
   - Sheraton Hotel, Houston
   - Sheraton Houston House, Houston
   - Sheraton Houston Place Hotel, Houston
   - Sheraton Town and Country, Houston
   - Sofitel, Houston
   - Stouffer Greenway Plaza, Houston
   - Suite Hotel-Proposed, Houston
   - Whitehall, Houston
   - Whitehall Hotel Conversion to HI, Houston
   - La Quinta Inn, Houston  - Sharpstown
   - La Quinta Inn, Houston - East
   - La Quinta Inn, Houston - Loop 1960
   - La Quinta Inn, Houston - Northwest
   - La Quinta Inn, Houston- SW Freeway
   - Holiday Inn, Huntsville
   - Harvey Hotel DFW, Irvine
   - Allstar Inn, Irving
   - Hampton Inn, Irving
   - Hampton Inn-Proposed, Irving
   - Harvey Hotel-D/FW Airport, Irving
   - Holiday Inn-Texas Stadium, Irving
   - Marriott Hotel, Irving
   - Holiday Inn, Kingsville
   - Del Lago Hotel, Lake Conroe
   - Hilton Inn, Laredo
   - La Posada, Laredo
   - Courtyard by Marriott, Las Colinas
   - La Quinta Inn, Longview
   - Hilton Inn, Lubbock
   - Holiday Inn, Lubbock
   - Residence Inn, Lubbock
   - La Quinta Inn, Midland
   - Holiday Inn, New Braunfels
   - All Star Inn, North Richland Hills
   - La Quinta Inn, Odessa
   - Holiday Inn, Orange
   - Holiday Inn, Paris
   - Plano Harvey Hotel, Plano
   - La Quinta Inn, Round Rock
   - Sheraton Inn, San Angelo
   - Coachman Inn-Proposed, San Antonio
   - Courtyard by Marriott-Downtown, San Antonio
   - Courtyard by Marriott-Medical Ctr., San Antonio
   - Crockett Hotel, San Antonio
   - Days Inn, San Antonio
   - Fairfield - North, San Antonio
   - Gunter Hotel, San Antonio
   - Holiday Inn-Airport, San Antonio
   - Holiday Inn-Market Square, San Antonio
   - Holiday Inn-North, San Antonio
   - Holiday Inn-Northwest, San Antonio
   - Holiday Inn-Riverwalk, San Antonio
   - La Quinta Hotel-Ingram, San Antonio
   - La Quinta Hotel-Lackland, San Antonio
   - La Quinta Hotel-Toepperwein, San Antonio
   - Lexington Hotel Suites, San Antonio
   - Marriott Hotel-Proposed, San Antonio
   - Marriott Inn-North, San Antonio
   - Proposed Fairfield Inn, San Antonio
   - La Quinta Inn, San Antonio - Windsor
   - La Quinta Inn, San Antonio - Wurzbach
   - Holiday Inn, San Marcos
   - La Quinta Inn, SAT-Toepperwein
   - Sheraton Hotel, South Padre Island
   - La Quinta Inn, Tyler
   - Sheraton, Tyler
   - Sheraton Inn, Tyler
   - Traveler's Choice Inn, Tyler
   - Hilton Hotel, Waco
   - Gateway Inn, Wichita Falls
   - Hilton Hotel, Wichita Falls

  Utah
   - Mount Holly Ski Resort, Beaver
   - Hotel-Proposed, Brigham City
   - Motel-Proposed, Cedar City
   - Proposed Mayflower Hotel, Deer Valley
   - Stein Eriksen Lodge, Deer Valley
   - Deer Valley Resort, Park City
   - Omni Yarrow, Park City
   - Prospector Square Resort, Park City
   - Yarrow Resort, Park City
   - Seven Peaks Resort and Hotel, Provo
   - Comfort Inn, Salt Lake City
   - Doubletree, Salt Lake City
   - Hilton Hotel-Airport, Salt Lake City
   - Holiday Inn, Salt Lake City
   - Holiday Inn-Salt Palace, Salt Lake City
   - Hotel Utah, Salt Lake City
   - Hotel-Proposed, Salt Lake City
   - La Quinta Inn, Salt Lake City
   - Nendels Inn, Salt Lake City
   - New Grande Hotel, Salt Lake City
   - Red Lion Hotel, Salt Lake City
   - Sheraton Hotel, Salt Lake City
   - Super 8, Salt Lake City
   - University Park Hotel (Desktop Rev), Salt Lake City
   - Ramada Inn-Proposed, Sandy

  Vermont
   - Ramada Inn, Bennington
   - Bolton Valley Corporation, Bolton Valley
   - Quality Inn, Brattleboro
   - Radisson Hotel, Burlington
   - Smugglers Notch, Cambridge
   - Inn-Proposed, Essex
   - Cascade Lodge, Killington
   - Inn of the Six Mountains, Killington
   - Mountain Inn, Killington
   - Equinox Hotel, Manchester
   - Howard Johnson Inn, Rutland
   - Quality Inn, Stowe
   - Conference Center-Proposed, Stratton Mountain
   - Sugarbush Inn, Sugarbush
   - Susse Chalet, Williston

  Virginia
   - Comfort Inn, Abingdon
   - Best Western, Alexandria
   - Comfort Inn, Alexandria
   - Compri Hotel-Proposed, Alexandria
   - Embassy Suites, Alexandria
   - Howard Johnson, Alexandria
   - Marriott Suites, Alexandria
   - Ramada Inn, Alexandria
   - Best Western, Arlington
   - Gateway Marriott, Arlington
   - Hyatt Arlington Hotel, Arlington
   - Hyatt Regency, Arlington
   - Key Bridge Marriott, Arlington
   - Marriott Hotel, Arlington
   - Sheraton Crystal City Hotel, Arlington
   - Sheraton National Hotel, Arlington
   - Stouffer Concourse Hotel, Arlington
   - Mountain Lake Hotel, Blacksburg
   - Holiday Inn, Bristol
   - Howard Johnson, Bristol
   - Days Inn, Carmel Church
   - Westfields International, Chantilly
   - Boar's Head Inn, Charlottesville
   - Cavalier Inn, Charlottesville
   - Courtyard by Marriott, Charlottesville
   - Hilton-University, Charlottesville
   - Holiday Inn-North, Charlottesville
   - Omni Charlottesville, Charlottesville
   - Radisson-Proposed, Charlottesville
   - Super 8, Charlottesville
   - Days Inn, Chester
   - Howard Johnson, Chester
   - Days Inn, Colonial Heights
   - Holiday Inn, Covington
   - Embassy Suites, Crystal City
   - Holiday Inn Crowne Plaza, Crystal City
   - Hyatt Hotel, Crystal City
   - Marriott Crystal Gateway Hotel, Crystal City
   - Comfort Inn-Proposed, Dahlgren
   - Days Inn, Emporia
   - Courtyard by Marriott, Fairfax
   - Embassy Suites, Fairfax
   - Neighborhood Suites-Proposed, Fairfax
   - Hampton Inn-Proposed, Fairfax City
   - Westfields International, Fairfax County
   - Marriott Hotel, Fairview
   - Econo Lodge, Farmingville
   - Comfort Inn-Proposed, Farmville
   - Comfort Inn, Frederick County
   - Motel 6, Fredericksburg
   - Courtyard by Marriott, Hampton
   - Days Inn, Hampton
   - Fairfield Inn, Hampton
   - Courtyard by Marriott, Herndon
   - Embassy Suites Hotel, Herndon
   - Ramada Renaissance and Health Club, Herndon
   - Residence Inn-Proposed, Herndon
   - Worldgate Marriott Hotel, Herndon
   - Hotel-Proposed, Hopewell
   - Keswick Inn, Keswick
   - Holiday Inn, Lexington
   - Radisson Hotel, Lynchburg
   - Courtyard by Marriott, Manassas
   - Holiday Inn, Marion
   - Hilton, McLean
   - Days Inn, Norfolk
   - Marriott Waterside Hotel, Norfolk
   - Omni Hotel, Norfolk
   - Waterfront Hotel - Proposed, Norfolk
   - 135-Suite Hotel-Proposed, Portsmouth
   - Waterfront Suite Hotel-Proposed, Portsmouth
   - Comfort Inn, Princeton
   - Comfort Inn, Pulaski County
   - Embassy Suites Hotel, Reston
   - Hyatt Hotel, Reston
   - Best Western Kings Quarters, Richmond
   - Courtyard by Marriott, Richmond
   - Embassy Suites Hotel, Richmond
   - Hampton Inn, Richmond
   - Holiday Inn, Richmond
   - Howard Johnson Lodge, Richmond
   - Hyatt House Hotel, Richmond
   - La Quinta Hotel, Richmond
   - Marriott Hotel, Richmond
   - Omni Richmond, Richmond
   - Radisson Hotel, Richmond
   - Ramada Renaissance Hotel, Richmond
   - Residence Inn, Richmond
   - Days Inn, Richmond (Broad)
   - Days Inn, Richmond (Byrd)
   - Holiday Inn, Roanoke
   - Holiday Inn - Airport, Roanoke
   - Holiday Inn - Civic Center, Roanoke
   - Holiday Inn - South, Roanoke
   - Hotel Roanoke, Roanoke
   - Howard Johnson, Roanoke
   - Marriott - Roanoke Airport, Roanoke
   - Marriott Hotel, Roanoke
   - Holiday Inn, Salem
   - Super 8, South Hill
   - Days Inn, Springfield
   - Hilton, Springfield
   - Holiday Inn, Staunton
   - Stonewall Jackson Hotel, Staunton
   - Hampton Inn - Proposed, Tyson's Corner
   - Embassy Suites, Tysons Corner
   - Marriott Hotel, Tysons Corner
   - Residence Inn, Tysons Corner
   - Ritz Carlton-Proposed, Tysons Corner
   - Courtyard by Marriott, Virginia Beach
   - Courtyard by Marriott-Lynnhaven, Virginia Beach
   - Fairfield Inn, Virginia Beach
   - Hotel-Proposed, Virginia Beach
   - Pavilion Tower Hotel, Virginia Beach
   - Ramada Inn - Oceanside, Virginia Beach
   - International Conference Center, Westfields
   - Howard Johnson, Wheeling
   - Fort Magruder Inn, Williamsburg
   - Governor's Inn, Williamsburg
   - Holiday Inn-East, Williamsburg
   - Holiday Inn-West, Williamsburg
   - Royce Hotel, Williamsburg
   - Williamsburg Hilton, Williamsburg
   - Best Western-Proposed, Wytheville

  Washington
   - Bellevue Thunderbird Motor Inn, Bellevue
   - Embassy Suites, Bellevue
   - Hampton Inn, Bellevue
   - La Quinta, Bellevue
   - Residence Inn Seattle-East, Bellevue
   - Ramada Inn, Bothell
   - Rattling Spring Hotel, Harpers Ferry
   - Motel 6, Issaquah
   - AmeriSuite, Kent
   - Homecourt Suite Hotel, Kent
   - Embassy Suite, Lynnwood
   - Residence Inn-Seattle North, Lynnwood
   - Red Lion Inn at Pasco, Pasco
   - Redmond Motel, Redmond
   - Hampton Inn, Sea Tac
   - Holiday Inn Airport, Sea Tac
   - Thunderbird Inn, Sea Tac
   - Alexis Hotel, Seattle
   - Courtyard by Marriott-South Center, Seattle
   - Doubletree Inn at South Center, Seattle
   - Doubletree Plaza, Seattle
   - Hampton Inn-Airport, Seattle
   - Holiday Inn Crowne Plaza, Seattle
   - Holiday Inn-Sea Tac, Seattle
   - La Quinta, Seattle
   - Lake Union Residence Inn, Seattle
   - Marriott Hotel-Airport, Seattle
   - Marriott Sea-Tac Hotel, Seattle
   - Plaza Park Suites, Seattle
   - Ramada Inn-Airport, Seattle
   - Red Lion, Seattle
   - Stouffer Madison Hotel, Seattle
   - Travelodge-Proposed, Seattle
   - Westin Hotel, Seattle
   - Courtyard by Marriott, Spokane
   - Gateway Hotel, Spokane
   - Holiday Inn-West, Spokane
   - Red Lion Inn, Spokane
   - Super 8, Spokane
   - Hilton-Village Green, Tacoma
   - Hotel-Proposed, Tacoma
   - Park Shore Inn, Tacoma
   - Tacoma Sheraton Hotel, Tacoma
   - Embassy Suites Hotel, Tukwila
   - Hampton Inn, Tukwila
   - Residence Inn-Seattle South, Tukwila
   - Red Lion Quay, Vancouver
   - Residence Inn-Portland North, Vancouver
   - Super 8, Wenatchee
   - Thunderbird Motor Inn, Yakima

  West Virginia
   - Comfort Inn-Proposed, Charleston
   - Holiday Inn, Clarksburg
   - Holiday Inn, Fairmont
   - Hotel-Proposed, Harpers Ferry
   - Holiday Inn, Huntington
   - Comfort Inn-Proposed, Morgantown
   - Holiday Inn, Morgantown
   - Motel-Proposed, Morgantown
   - Comfort Inn, Princeton
   - Motel-Proposed, Princeton
   - Hotel-Proposed, Wheeling
   - Howard Johnson, Wheeling

  Wisconsin
   - Super 8, Ashland
   - Holiday Inn, Beloit
   - Embassy Suites Hotel-Proposed, Brookfield
   - Marriott-Milwaukee, Brookfield
   - Holiday Inn, Eau Claire
   - Residence Inn, Glendale
   - Granada Royale-Proposed, Green Bay
   - Holiday Inn-Downtown, Green Bay
   - Residence Inn-Proposed, Green Bay
   - Super 8, Janesville
   - Super 8, Kenosha
   - Playboy Resort, Lake Geneva
   - Concourse Hotel, Madison
   - Fairfield Inn, Madison
   - Hampton Inn - East, Madison
   - Hampton Inn - West, Madison
   - Compri Hotel-Proposed, Milwaukee
   - Embassy Suite, Milwaukee
   - Fairfield Inn, Milwaukee
   - Holiday Inn-Airport, Milwaukee
   - Holiday Inn-West, Milwaukee
   - Hotel and Conv. Ctr. East-Proposed, Milwaukee
   - Hyatt Regency, Milwaukee
   - Marc Plaza, Milwaukee
   - Marriott Inn, Milwaukee
   - Omni Suite Hotel-Proposed, Milwaukee
   - Super 8-Airport, Milwaukee
   - Olympia Village Resort, Oconomowoc
   - Scotsland Resort, Oconomowoc
   - Sheraton, Racine
   - Claridge Motor Inn, Rhinelander
   - Super 8, Waukesha
   - Holiday Inn, Wausau
   - Mead Inn, Wisconsin Rapids

  Wyoming
   - Days Inn, Casper
   - Flying L. Skytel, Cody
   - Super 8, Cody
   - Snow King Resort, Jackson
   - Super 8, Jackson
   - Wort Hotel, Jackson
   - Development-Proposed, Jackson Hole
   - Colter Bay Village, Moran
   - Jackson Lake Lodge, Moran
   - Jenny Lake Lodge, Moran
   - Best Western-Bel Air, Rawlins
   - Bridger Inn, Rawlins
   - La Quinta Inn, Rock Springs

  Western Europe

  Belgium
   - Oostkamp Hotel, Bruges
   - Proposed Residence Inn, Brussels
   - SAS Royal Hotel, Brussels

  Denmark
   - Proposed Hotel, Copenhagen

  France
   - The Miramar, Biarritz
   - Chateau D'arc en Barroi, Haute-Marne
   - Le Grand, Paris
   - Royal Monceau, Paris

  Germany
   - Cumberland House, Berlin
   - Munchen Penta Hotel, Munchen

  Holland
   - Carlton - Cannes & Amstel, Amsterdam
   - The Pulitzer Hotel, Amsterdam

  Spain
   - Le Meridien, Barcelona
   - Princess Sophia, Barcelona
   - Hotel Los Monteros, Marbella
   - Incosol Spa & Hotel, Marbella
   - Proposed Hyatt Resort, Marbella

  United Kingdom
   - Copthorne Hotel, Aberdeen
   - Copthorne Hotel, Birmingham
   - Hyatt Regency, Birmingham
   - Holiday Inn, Cambridge
   - Copthorne Hotel, Cardiff
   - Great Eastern Hotel, England
   - Copthorne Hotel, Glasgow
   - Hanbury Manor Hotel, Hertfordshire
   - 47 Park Street, London
   - Bailey's Hotel, London
   - Basil Street Hotel, London
   - Basil Street Hotel, Knightsbridge, London
   - Britannic Tower, London
   - Chelsea Hotel, London
   - Chesterfield Hotel, London
   - Chesterfield Hotel, Mayfair, London
   - Copthorne Hotels, London
   - Copthorne Tara Hotel, London
   - Dorchester Mayfair, London
   - Executive Hotel, London
   - Marriott Hotel, London
   - May Fair, London
   - Plaza Hotel, London
   - Proposed Hotel Conversion, London
   - Proposed Hotel-The City, London
   - Regent Hotel, London
   - Regent London Hotel, London
   - Sheraton Belgravia, London
   - Sheraton Park Tower, London
   - St. James Court Hotel, London
   - The Executive Hotel, London
   - Windsor Hotel, London
   - Copthorne Hotel, Manchester
   - Copthorne Hotel, Newcastle
   - Copthorne Hotel, Slough/Windsor
   - Swallow Hotel, Stockton
   - Copthorne Hotel-Effingham Park, Sussex
   - Copthorne Hotel-Gatwick, Sussex

  Middle East and North Africa

  Egypt
   - Sheraton Anni Cruise Ship,
   - Sheraton Aton Cruise Ship,
   - Sheraton Hotp Cruise Ship,
   - Sheraton Tut Cruise ship,
   - Aswan Oberol Hotel, Aswan
   - Cairo Sheraton Hotel, Cairo
   - Hotel - Proposed, Cairo
   - Lido Hotel, Cairo
   - Meridien Hotel, Cairo
   - Novotel Cairo Airport, Heliopolis, Cairo
   - Proposed Resort Complex, Hurghada
   - Luxor Sheraton Hotel, Luxor
   - Proposed Hotel, Luxor
   - Fayrouz Village Hotel, Sharm El Sheikh, Sinai
   - Coral Village Hotel, Nuweiba, Sinai
   - Hotel - Proposed, Dahab, Sinai
   - Hotel - Proposed, St. Catherine, Sinai

  Greece
   - Athens Hilton & Proposed Hotel, Athens
   - Caravel Hotel, Athens
   - Proposed Sargani Hotel & Bungalows, Halkidiki
   - Rhodes Hotel  -Proposed, Rhodes

  Israel
   - Proposed Inter-Continental Hotel, Tel Aviv

  Lebanon
   - Hotel Market Review, Beruit

  Morocco
   - El Minzah Hotel, Tangier

  Nigeria
   - Proposed Sheraton Hotel, Port Harcourt

  Saudi Arabia
   - Proposed Jeddah Corniche Project, Jeddah

  Tunisia
   - Proposed Hotel, Hammamet

  Turkey
   - Hotel Conrad, Istanbul

  Latin America and the Caribbean

  Bahamas
   - Eleuthera Joint Venture, Eleuthera
   - Cape Eleuthera Island Hotel, Eleuthera Island
   - Eleuthera Joint Venture, Eleuthra
   - The Montague, Nassau
   - Paradise Island Hotel, Paradise Island
   - Resorts Int'l Hotel and Casino, Paradise Island

  Belize
   - Journey's End Caribbean Club, Abergris Caye

  Bermuda
   - Sonesta Hotel, Bermuda

  Brazil
   - Quatro Rodas Hotel, Recife

  Colombia
   - Charleston Hotel - Proposed, Barranquilla
   - Bella Suiza Hotel, Bogota
   - Hotel & Convention Center -Proposed, Cali
   - Cartagena Hilton, Cartagena
   - El Faro de Cartagena Resort Propose, Cartagena
   - Proposed Indian Sea and Sun Resort, Cartagena
   - Hotel De Isleno, San Andres Isla
   - Santamar Hotel, Santa Marta

  Curacao
   - Ramada Renaissance Hotel and Casino,

  Honduras
   - Inn Of The Sun, Guanaja

  Jamaica
   - Holiday Inn-Rose Hall, Montego Bay
   - Americana Eden II, Ocho Rios

  Mexico
   - Posadas de Mexico Hotels,
   - Americana Condesa Del Mar, Acapulco
   - Americana El Presidente Hotel, Acapulco
   - Resort-Proposed, Cabo San Lucas
   - Palacio Del Margus, Chiconcuac
   - Omni Hotel, Ixtapa
   - Fiesta Inn-Proposed, Leon
   - Karmina Place, Manzanillo
   - Hotel - Proposed, Mexico City
   - La Jolla de Mismaloya, Puerta Vallarta

  Netherland Antilles
   - Divi Divi Beach Resort, Aruba
   - Divi Tamarijn Beach Resort, Aruba
   - Golden Anchor, Bonaire
   - Resort Hotel-Proposed, Bonaire
   - Ramada Renaissance Hotel and Casino, Curacao
   - Cupecoy Beach Club Hotel, St. Maarten
   - Dawn Beach Hotel, St. Maarten
   - Dawn Beach Resort, St. Maarten
   - Mullet Bay Resort, St. Maarten
   - Oyster Pond Hotel, St. Maarten

  Puerto Rico
   - Hyatt Dorado Beach Hotel, Dorado
   - Hyatt Regency Cerromar Hotel, Dorado
   - Hotel - Proposed, Fajardo
   - Hotel Puerto Rico, Fajardo
   - Westin Resort-Proposed, Palmer
   - Marriott Resort & Casino-Proposed, Puerto Rico
   - Carib Inn, San Juan
   - Dupont Plaza, San Juan
   - El San Juan Hotel and Casino, San Juan
   - Howard Johnson Hotel, San Juan
   - Marriott - Proposed, San Juan
   - Marriott Update - Proposed, San Juan
   - Sands Hotel and Casino, San Juan

  Virgin Islands
   - Caneel Bay, St. Croix
   - Carambola Beach Resort, St. Croix
   - Hotel - Proposed, St. Croix
   - St. Croix Development, St. Croix
   - Caneel Bay, St. John
   - Pineapple Beach Hotel, St. Thomas
   - Sugar Bay Plantation, St. Thomas
   - Virgin Grand Hotel, St. Thomas
   - Virgin Isle Hotel, St. Thomas
   - Little Dix Bay, Virgin Borda

  Eastern Europe

  Croatia
   - Two Hotels, Dubrovnik

  Czech Republic
   - Voronesh Hotel Complex, Brno
   - Proposed Four Seasons Hotel, Prague

  Hungary
   - Proposed Resort Hotel, Babolna
   - Duna Inter-Continental, Budapest

  Latvia
   - Daugava Hotel-Proposed, Riga
   - Proposed Hotel, Riga

  Poland
   - Holiday Inn, Krakow
   - Marriott Hotel - Proposed, Poznan
   - Proposed Hotel, Poznan
   - Radisson Hotel, Szczecin
   - Bristol Hotel, Warsaw
   - Holiday Inn, Warsaw
   - Orbis Joint Venture, Warsaw
   - Proposed Hotel, Warsaw
   - Sheraton Hotel - Proposed, Warsaw
   - Zakopane Resort Complex, Zakopane

  Russia
   - Kamiennyi Most Hotel & Business, Moscow
   - Savoy Hotel, Moscow

  Asia

  Korea
   - Ultrapolis 3000, Seoul

  Malaysia
   - UP 3000 Hotel-Proposed, Selangor

  Singapore
   - Resort Hotels - Proposed,
   - Ultrapolis 3000, Singapore

  West Indies
   - Proposed Blue Lagoon Resort, St. Martin

Hospitality Valuation Services                                 Mineola, New York
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Hospitality Valuation Services

Industry Leader

Hospitality Valuation Services (HVS) was created in 1980 to satisfy the ever-increasing demand for reliable and well-documented hotel/motel valuations, market studies, and feasibility reports. As the nation's leading real estate appraisal organization devoted exclusively to lodging properties, HVS offers owners, investors, and lenders in-depth valuation and market research expertise.

Our professional staff, operating on a worldwide basis with offices in New York, San Francisco, Miami, Boulder, Vancouver, and London, has appraised more than 4,000 hotels and motels in every state and over 32 foreign countries. Each member of Hospitality Valuation Services is well versed in lodging operations. Most have college degrees in hotel administration as well as actual on-the-job hotel experience. Coupled with intense training in real estate appraisal theory and techniques, we are highly qualified to handle the unique characteristics of hostelry valuations.

Excellence Through Specialization

An important feature of our valuation and feasibility services is specialization. Daily exposure on a global basis to a wide variety of hotel transactions and operating statistics, along with actual buyers and sellers, provides the data to thoroughly document our reports.

HVS maintains the industry's largest database of hotel valuation information:

      o     Data on over 4,000 hotel transactions;

      o     Over 3,500 actual financial statements;

      o Thousands of management contracts, franchise agreements, mortgages, leases, and other similar documents;

      o     Personal contacts at every major hotel company;

      o Names and addresses of over 10,000 hotel owners, investors, lenders, and operators.

Hospitality Valuation Services                                 Mineola, New York
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Innovative research in hotel valuation techniques is set forth in the textbooks we authored for the Appraisal Institute, entitled The Computerized Income Approach to Hotel/Motel Market Studies and Valuations and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations. These publications, along with more than 300 articles, are recognized as the authoritative standard for valuing lodging facilities and performing market feasibility studies. In addition, we have developed Hospitality Valuation Software, a computerized package that assists appraisers and consultants in evaluating market trends and preparing financial forecasts.

Full-Service Hotel Consulting

With a reputation established by providing highly detailed hotel valuations that are accepted and relied upon by virtually every major hotel owner, lender, and operator, HVS has branched out to offer a full range of consulting services.

      o HVS Consulting Services: Valuations, market feasibility studies, economic studies, management contract and franchise negotiations, development assistance, and expert testimony.

      o HVS Executive Search: Recruitment and placement of top-level hotel management personnel.

      o HVS Eco Services: Environmental audits and assistance in implementing programs including water and energy management, recycling, and green product selection. Provides ECOTEL certifications to environmentally sensitive hotels.

      o HVS Gaming Services: Specialized market, valuation, and consulting services for casinos and other types of gaming activities.

      o     HEI Hotels: Hotel ownership and management.

Long-Term Relationship

Hospitality Valuation Services is in business for the long-term. We are dedicated to providing our clients with the highest quality consulting services. Should you require assistance in any areas covered by our expertise, please contact any member of our team at (516) 248-8828.

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

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                                 ----------------------------
                                 Economic Study and Appraisal
                                 ----------------------------
                                 Ramada Plaza Pentagon
                                 ----------------------------
                                 Alexandria, Virginia
                                 ----------------------------

Prepared by:

Hospitality Valuation Services
A Division of Hotel Consulting Services, Inc.
372 Willis Avenue
Mineola, NY  11501
516-248-8828

Submitted to:

Mr. Shirish Godbole
Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY  10036

                       [Letterhead of HVS International]

                                November 20, 1996

Mr. Shirish Godbole
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY  10036

                           Re: Ramada Plaza Pentagon
                               Alexandria, Virginia
                               Ref. #9610267

Dear Mr. Godbole:

Pursuant to your request, we herewith submit our economic study and appraisal pertaining to the above-captioned property. We have inspected the site and facilities and analyzed the hostelry market conditions in the subject property's area. Our report was prepared in accordance with, and is subject to, the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) and the Uniform Standards of Professional Practice (USPAP), as provided by the Appraisal Institute.

Based on the available data, our analysis, and our experience in the hotel industry, it is our opinion that the market value of the fee simple interest in the subject property described in this report, as of January 1, 1997, is:

                                   $6,600,000
                    SIX MILLION SIX HUNDRED THOUSAND DOLLARS

We hereby certify that we have no undisclosed interest in the property, and our employment and compensation are not contingent upon our findings and valuation. The economic study and appraisal is made part hereof, and must remain attached in order for the value opinion set forth to be considered valid. This study is subject to the comments made throughout this report and to all assumptions and limiting conditions set forth herein.

                           Very truly yours,
                           HOSPITALITY VALUATION SERVICES
                           A Division of Hotel Consulting Services, Inc.

                           /s/ Christopher J. Doherty
                           Christopher J. Doherty
                           Consulting and Valuation Analyst

                           /s/ Anne R. Lloyd-Jones
                           Anne R. Lloyd-Jones, CRE
                           Senior Vice President

                           /s/ Stephen Rushmore
                           Stephen Rushmore, CRE, MAI, CHA
                           President

HVS International, Mineola, New York                           Table of Contents
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      1.    Executive Summary ..............................................   1
      2.    Nature of the Assignment .......................................   3
      3.    Description of the Land, Improvements,
            Zoning, Taxes, and Neighborhood ................................   7
      4.    Market Area Analysis ...........................................  22
      5.    Overview of External Forces Affecting the U.S. Lodging Industry   36
      6.    Lodging Market Supply and Demand Analysis ......................  52
      7.    Projection of Occupancy and Average Rate .......................  72
      8.    Highest and Best Use ...........................................  87
      9.    Approaches to Value ............................................  89
      10.   Income Capitalization Approach .................................  92
      11.   Sales Comparison Approach ...................................... 130
      12.   Cost Approach .................................................. 138
      13.   Reconciliation of Value Indications ............................ 144
      14.   Statement of Assumptions and Limiting Conditions ............... 148
      15.   Certification .................................................. 151

      Addenda

            Photographs of the Subject Property
            Photographs of the Competitors
            Legal Description
            Explanation of the Simultaneous Valuation Formula

      Qualifications

            Christopher J. Doherty
            Anne R. Lloyd-Jones, CRE
            Stephen Rushmore, CRE, MAI, CHA

HVS International, Mineola, New York                       Executive Summary 1
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1. Executive Summary

Property:                             Ramada Plaza Pentagon
Location:                             4641 Kenmore Avenue
                                      Alexandria, Virginia  22304
Date of Inspection:                   October 29, 1996
Interest Appraised:                   Fee simple
Date of Value:                        January 1, 1997

Land Description
Area:                                 +/-2.6251 acres, or +/-114,349 square feet
Zoning:                               OCH - Office Commercial High Zone
Assessor's Parcel Number:             Map 20, Block 2, Lot 1

Improvements Description
Age:                                  Constructed in 1975
Property Type:                        Full-service
Guestrooms:                           193
Number of Stories:                    Eleven stories
Food and Beverage Facilities:         Nickels Bar and Grill (85 seats)
Meeting Space:                        Nine rooms totaling 6,344 square feet
Parking:                              340 spaces (in adjacent parking structure)

Summary of Value Parameters
Highest and Best Use (as if vacant):  Hold for speculative use
Highest and Best Use (as improved):   Lodging facility
Marketing Period:                     Six to nine months
Number of Years to Stabilize:         Two
Stabilized Year:                      1998

HVS International, Mineola, New York                       Executive Summary 2
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Valuation Assumptions
Mortgage Interest Rate:                         9.5%
Amortization Period:                            25 years
Debt Service Constant:                          0.111856
Loan-to-Value Ratio:                            70%
Stabilized Inflation Rate:                      3.5%
Equity Yield Rate:                              22.0%
Terminal Capitalization Rate:                   11.5%
Brokerage and Legal Fees:                       3.0%
Holding Period:                                 Ten years
Calculated Discount Rate:                       14.56%

Estimates of Value
Income Capitalization Approach:                 $6,700,000
Sales Comparison Approach:                      $5,700,000 - $8,000,000
Cost Approach (Replacement Cost):               $11,400,000
Market Value Conclusion:                        $6,600,000
Market Value Conclusion per Room:               $34,200

HVS International, Mineola, New York                Nature of the Assignment 3
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2. Nature of the Assignment

Subject of the Economic Study and Appraisal

The subject of the economic study and appraisal is the fee simple interest in a +/-114,349-square-foot (+/-2.6251-acre) parcel improved with a 193-room, full-service lodging facility known as the Ramada Plaza Pentagon, which opened in 1975. In addition to guestrooms, the subject property contains approximately 6,344 square feet of meeting space, a restaurant and bar, an indoor swimming pool, a small exercise room, a gift shop, a business center, and an adjacent parking garage. The hotel is located near the northeastern quadrant of the intersection of Van Dorn Street and Seminary Road, roughly six miles south of Washington, DC. Municipal jurisdictions governing the property include the City of Alexandria and the Commonwealth of Virginia. The hotel's civic address is 4641 Kenmore Avenue, Alexandria, Virginia, 22304.

Objective of the Economic Study and Appraisal

The objective of the economic study and appraisal is to evaluate the supply and demand factors affecting the market for transient accommodations in the Alexandria area for the purpose of estimating the market value of the subject property. Market value is defined by the Office of the Comptroller of the Currency (OCC), 12 CFR, Part 34, as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.

      Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    buyer and seller are typically motivated;

      2. both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    a reasonable time is allowed for exposure in the open market;

HVS International, Mineola, New York                Nature of the Assignment 4
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      4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

Use of the Appraisal

This appraisal is being prepared for the use of Morgan Stanley Mortgage Capital, Inc. in connection with their proposed financing of a package of 17 hotels, including the subject property, which are owned by Ashford Financial Corporation or related entities. The information presented in this report should not be disseminated to the public or third parties without the express written consent of Hospitality Valuation Services.

Scope of the Appraisal

All information was collected and analyzed by the staff of Hospitality Valuation Services. Data such as historical operating statements, site plans, floor plans, and so forth were supplied by the Ashford Financial Corporation and Remington Hospitality, Inc. Unless noted otherwise, we have inspected the competitive lodging facilities and analyzed the sales summarized in this report, and our value conclusion is based on this investigation and analysis.

Property Rights Appraised

The property rights appraised are the fee simple ownership of the land and improvements, including the furniture, fixtures, and equipment. The fee simple interest is defined as "absolute ownership unencumbered by any other interest or estate subject only to the four powers of government."(2) The subject property is appraised as a going concern (i.e., an open and operating facility).

(1)   Federal Register, Vol. 55, No. 165, August 24, 1990; p. 34696.

(2) The Dictionary of Real Estate Appraisal - Second Edition, American Institute of Real Estate Appraisers, Chicago, IL, 1989, p. 120.

HVS International, Mineola, New York                Nature of the Assignment 5
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Method of Study

The methodology used to develop this economic study and appraisal is based on the market research and valuation techniques set forth in the textbooks authored by HVS International for the American Institute of Real Estate Appraisers and the Appraisal Institute, entitled The Valuation of Hotels and Motels,(1) Hotels, Motels and Restaurants: Valuations and Market Studies,(2) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations,(3) and Hotels and
Motels: A Guide to Market Analysis, Investment Analysis, and Valuations.(4)

The appraisal will consider the three standard approaches to value: income capitalization, sales comparison, and cost. Because lodging facilities are income-producing properties that are normally bought and sold on the basis of capitalization of their anticipated stabilized earning power, the greatest weight is given to the value indicated by the income capitalization approach. We find that most hotel investors employ a similar procedure in formulating their purchase decisions, and thus the income capitalization approach most closely reflects the rationale of typical buyers. When appropriate, the sales comparison and cost approaches are used to test the reasonableness of the results indicated by the income capitalization approach.

Ownership, Franchise, and Management

A photocopy of the subject property's legal description, which was provided by the Ashford Financial Corporation, is presented in the Addenda to this report; the appraisers assume no responsibility regarding the accuracy of this document.

The subject property is owned by Alexandria Virginia Hotel Limited Partnership, an entity controlled by the Ashford Financial Corporation. Remington Hospitality, Inc., the current management company, took over the hotel from Prime Hospitality in October of 1994. An abstract of the management contract is presented in the Addenda to this report.

(1) The Valuation of Hotels and Motels, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1978.

(2) Hotels, Motels and Restaurants: Valuations and Market Studies, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1983.

(3) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1990.

(4) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992.

HVS International, Mineola, New York                Nature of the Assignment 6
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The property has been franchised as a Ramada Plaza since its opening in 1975, but the name of the property changed from the Ramada Plaza Seminary Road to the Ramada Plaza Pentagon in early 1996. The subject property's franchise agreement expires in 2009.

Marketing Period

In light of the renewed interest in hotel investments and the increasing availability of debt and equity capital, we believe that it will take six to nine months to sell the subject property assuming it is placed on the market at the concluded value.

Effective Date of the Appraisal

The effective date of the appraisal is January 1, 1997. All projections are expressed in inflated dollars, and the value estimate represents 1997 dollars.

Date of Inspection

The subject property was inspected by Anne R. Lloyd-Jones on October 26, 1996 and by Christopher J. Doherty on October 29, 1996.

HVS International, Mineola, New York   Description of the Land, Improvements  7
                                       Zoning, Taxes, and Neighborhood
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3.    Description of the Land, Improvements, Zoning, Taxes, and Neighborhood

LAND

The suitability of the land for the operation of a lodging facility is an important consideration affecting the economic viability of a property and its overall value. Factors such as size, topography, access, visibility, and the availability of utilities have a direct impact on the desirability of a particular site.

Size and Topography

The subject site is located near the northeastern corner of the intersection of Van Dorn Street (which lies on a north/south axis) and Seminary Road (which extends from east to west). Its civic address places the property on Kenmore Avenue, which extends west from Van Dorn Street at a point just north of Seminary Road, then loops around to intersect Van Dorn Street again at a point just south of Seminary Road. Municipal jurisdictions governing the property include the City of Alexandria and the Commonwealth of Virginia; we note that the Alexandria is an independent city, and is not part of any county or other municipality.

According to an August 25, 1994 survey prepared by Absolute Surveys Incorporated, the subject parcel measures approximately +/-114,349 square feet, or +/-2.6251 acres. The site is irregular in shape, with frontage along Seminary Road, Kenmore Avenue, and Van Dorn Street. The only vehicular access to the property is provided by Kenmore Avenue. The topography of the parcel is generally flat, with a gentle slope from east to west. Overall, the size and topography of the site appear well-suited for hotel use. The parcel is fully developed, and there is no excess land available for expansion.

Easements

There are two easements on the subject property's site. The first is was granted to the Chesapeake and Potomac Telephone Company to accommodate telephone lines. The second is an exclusive right or option to the City of Alexandria to acquire an easement for sewer use. It is our understanding

HVS International, Mineola, New York   Description of the Land, Improvements  8
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that this easement was not exercised within a given time limitation, and thus it will not have any impact on the subject property.

Regional Access

It is important to analyze a lodging facility's ease of access with respect to regional and local transportation routes and demand generators. Major thoroughfares that serve the subject property's area include the Henry G. Shirley Memorial Highway (Interstate 395), the Curtis Memorial Parkway (Interstate 66), the Capital Beltway (Interstates 95 and 495), and Jefferson Davis Highway (U.S. Route 1). The Ramada's proximity to this integrated highway network allows convenient transportation between the hotel and the surrounding communities and commercial developments. Overall, regional access to the Ramada Plaza Pentagon is considered excellent.

Interstate 395 is the main highway in downtown Washington, DC. This interstate originates at its intersection with the Capital Beltway, which encircles the entire Washington metropolitan area, in the vicinity of Springfield, Virginia. It then traverses the City of Alexandria and Arlington County before crossing the Potomac River into Washington, DC (via the George Mason Memorial Bridge). Interstate 395 separates Crystal City from the Pentagon.

Interstate 66 begins at the Theodore Roosevelt Memorial Bridge, in the vicinity of the Arlington National Cemetery Historic Site, and extends west across the Commonwealth of Virginia to a point just beyond the City of Front Royal, where the it terminates at Interstate 81. This intersection with I-81 provides travelers on I-66 with access to most areas of western Virginia, and to many parts of Maryland and Pennsylvania to the north, as well as Tennessee and North Carolina to the south. Interstate 66 traverses Arlington County northwest of the subject property.

The Capital Beltway consists of Intestates 95 and 495, which join to form a large circle that encompassing Washington and its surrounding suburbs. Generally, I-495 comprises the northern and western portions of the circle, while I-95 extends along the east and south sides of the city. This roadway allows motorists to bypass the traffic in the Washington metropolitan area if they are en route to other destinations.

Route 1, which is known locally as the Jefferson Davis Highway, is the main thoroughfare in Crystal City (near National Airport). A number of the subject property's competitors are located along this roadway. Route 1 extends

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the entire length of the eastern seaboard, from Maine to Florida, roughly paralleling the coastline.

Local Access and Visibility

Local access to the subject property is indirect, and may be confusing for travelers who are not familiar with the area. Most guests arrive via I-395, which passes immediately west of the hotel. To reach the hotel from the north-or southbound lanes of I-395, guests must exit at Seminary Road and proceed east. Because the hotel is located so close to the interstate, guests traveling on Seminary Road cannot see the property until they have already passed it; visibility is completely obscured by numerous exits ramps and raised bypasses from I-395. Motorists must pass the Ramada and turn left at the end of the next block, onto Library Lane; from this point, they can either double back, return to Seminary Road, and proceed one-half block to Kenmore Avenue, or turn left and negotiate their way through a supermarket parking lot to Kenmore Avenue and the subject property's entrance.

A clear view of the hotel is available from I-395. Southbound motorists can see the 11-story tower from a distance of approximately one mile, and northbound travelers can see the property for roughly one-half of a mile. As noted above, visibility from Seminary Road is poor.

Airport Access

Washington's National Airport is located approximately four miles northeast of the Ramada Plaza Pentagon, and can be reached be taking Exit 10 east off I-395. This close proximity to a major municipal airport is considered a favorable locational attribute of the subject property.

Access to Local Demand Generators

The Ramada Plaza Pentagon is situated near many of the area's primary generators of lodging demand, as illustrated by the following table.

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Table 3-1    Local Demand Generators
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                                  Approximate Distance       Approximate Driving
    Demand Generator           from Subject Site (in Miles)   Time (in Minutes)
    ----------------           ----------------------------   -----------------

    Pentagon                               3.0                        5
    Patents & Trademarks                   1.0                        5
    Department of Agriculture              3.0                        5
    Department of Defense                  3.0                        5
    Downtown Alexandria                    4.0                       10
    Washington, DC                         6.0                       15

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The subject site is located on the western edge of the City of Alexandria, but is still relatively close to many of the area's businesses. By virtue of the

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excellent local highway system, access to all nearby demand generators is convenient.

Utilities

The subject site is served by all necessary utilities, which are provided as follows.

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Table 3-2    Available Utilities
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           Utility               Provider
           -------               --------

           Water                 Virginia American Water Company
           Electricity           Virginia Power
           Telephone             Bell Atlantic, MCI
           Gas                   Washington Gas and Light
           Garbage and Trash     BFI

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Soil and Subsoil Conditions

Geological and soil reports were not provided to the appraisers or made available for review during the preparation of this report. The appraisers are not qualified to evaluate soil conditions other than by a visual inspection of the surface.

Nuisances and Hazards

The appraisers have not been informed of any site-specific nuisances or hazards, and there were no visible signs of toxic ground contaminants at the time of our inspection. Because the appraisers are not experts in this field, we do not warrant the absence of hazardous waste, and we urge the reader to obtain an independent analysis of this factor.

Flood Zone

Possible locational hazards include flood potential. The subject property is located within Flood Zone X. This designation applies to areas that have been determined to be outside of he 500-year flood plain, indicating that there is little or no potential for flooding.

Seismicity

Information regarding the seismicity of the area surrounding the subject property was not available, and we assume that the hotel is not situated in an area of seismic danger.

Land Conclusion

The subject parcel appears well-suited as the site of a lodging facility. We have analyzed the issues of size, topography, access, visibility, and the availability of utilities, and we note the following advantages and disadvantages.

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Advantages

o     Proximity to the Pentagon and numerous other demand generators

o     Accessible from a variety of local roadways and interstate highways

o     Situated immediately off a major interstate

o     Served by all necessary utilities

Disadvantages

o Not located in the immediate vicinity of Pentagon and other government demand generators

o     Moderately confusing access from Seminary Road

o     Lack of visibility for eastbound motorists on Seminary Road

The advantages exhibited by the subject site are all important locational characteristics for hotels in this market. Overall, the parcel appears to be well suited for its current use, and its relatively smooth topography and proximity to major highways and local routes are favorable attributes.

IMPROVEMENTS

The quality of a lodging facility's physical improvements has a direct influence on its marketability and attainable occupancy and average rate. The design and functionality of the structure can also affect operating efficiency and overall profitability. This section investigates the subject property's physical improvements and personal property in an effort to determine how they contribute to total value. The following description of the improvements is based on our inspection of the hotel and information provided by management representatives.

The Ramada Plaza Pentagon is a full-service lodging facility containing 193 rentable units, 6,344 square feet of meeting space, a restaurant and bar, an indoor swimming pool, a small exercise room, a gift shop, and a business center, a five-story parking garage with a 340-car capacity, and appropriate back-of-the-house facilities. The 11-story hotel opened in early 1975, and is 21 years old as of the date of this appraisal. The property was acquired by the Ashford Financial Corporation in October of 1994, and was reported to have been in extremely poor condition at that time. Subsequent to the sale, the subject property received an extensive $2,400,000 renovation that addressed the building exterior, the public areas, and the guestrooms. The Ramada Plaza is now judged to be in average to good condition, and

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management representatives report that all building systems are in working order. The hotel operates under a license agreement with Ramada, and reportedly meets the standards for lodging facilities of that brand. Based on our inspection and information provided by management representatives, the following table summarizes the hotel's facilities.

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Table 3-3    Facilities Summary
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Guestrooms (No. of Units)
    Kings                                                  61
    Double/doubles                                        124
    Suites                                                  8
                                                       -------
           Total                                          193

Food and Beverage Outlets (No. of Seats)
    Nickels Bar and Grill                                  85

Meeting and Banquet Rooms (Square Footage)
    Winchester                                            496
    Manchester                                            496
    Cambridge                                             496
    Carrington                                            496
    Room 408                                              550
    Room 409                                              550
    Room 416                                              550
    Room 419                                              550
    Nuage Room                                          2,160
                                                       -------
        Total                                           6,344

Recreational & Other Amenities
           Indoor swimming pool, exercise room

Parking Spaces                                            340

Elevators
    Three passenger, one service

Life Safety Systems
    Full sprinkler system, hard-wired fire alarms

Laundry
    Two 75-lb.-capacity washers, one 50-lb.-capacity washer, five 110-lb.-capacity dryers

Construction Details
    Poured concrete foundation, steel structure, concrete walls and roof

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Construction and Design

The subject property includes an 11-story guestroom tower with a height of 122 feet and a parking garage that is located off the southeast side of main building. The guestroom tower is rectangular and is situated between the one-story restaurant building and the one-story pool area. It should be noted that these three areas are all part of one structure. The footprint of the tower measures roughly 46,150 square feet, and the parking garage covers an area of approximately 23,040 square feet. The property features poured concrete slab and reinforced concrete footings in the foundation. The building was not constructed on pilings, but it is equipped with frost walls. The frame of the main building is constructed of steel and poured cast-in-place concrete, and is fireproof. Exterior walls are constructed of concrete panels and poured concrete, and are finished with paint and stucco.

Windows throughout the facility are double paned, but none are glazed. The guestroom windows open, but those in the public and employee areas do not. The high roof deck of the 11-story tower is constructed of concrete, and covered with asphalt and roll roofing.

The first level of the property features some public areas and a majority of the back-of-the-house space. Four small boardrooms are located on the fourth floor. Guestrooms are situated on the second through 11th floors. Management representatives report that the buildings are in good condition, and our inspection revealed no visible signs of damage.

Lobby

As noted earlier, the subject property underwent a $2,400,000 renovation after being acquired by the Ashford Financial Corporation, and this upgrading included the lobby. Guests enter the lobby from the hotel's main entrance, which is situated on the southeast side of the building. The gift shop is located immediately right of the entrance, as is a corridor leading to a majority of the property's meeting space. A corridor to the left leads to the sales offices, the guest elevators, the swimming pool, and the parking garage. After entering, guests pass through a small seating area and can either approach the front desk, which is situated to the left, or climb three stairs to another raised seating area before reaching the restaurant, the business center, and one of the property's meeting rooms.

Food and Beverage Outlets

Nickels Bar and Grill is situated on the hotel's first level, just past the lobby and the raised seating area. This facility offers breakfast, lunch, and dinner seven days a week, and is open from 6:30 a.m. to 10:00 p.m. Monday through Friday and 7:00 a.m. to 10:00 p.m. on weekends. The restaurant is

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attractive and features upholstered booths, various artwork, and plants. A small bar is centrally located in the tiered restaurant. This bar area was recently moved, and the area that formerly served as the hotel's lounge was converted to the Nuage meeting room. The restaurant was completely upgraded during the recent renovation, and appears to be in good condition.

Meeting and Banquet Space

The subject property's function space is located on the first and fourth floors. From the main entrance, guests can reach the 1,984-square-foot ballroom by following a corridor that extends to the right, just past gift shop. This ballroom can be divided into four smaller sections known as the Winchester, Manchester, Cambridge, and Carrington Rooms. As noted earlier, the former lounge area has been converted to the 2,160-square-foot Nuage Room. This facility adjoins the west side of the restaurant, and features a tiered layout that allows a variety of seating arrangements. Four guestrooms on the fourth floor (Rooms 408, 409, 416, and 419) are currently used as small boardrooms. Following the recent renovation, all of the Ramada's meeting space appears to be in good condition.

Guestrooms

The subject property has a total of 193 guestrooms; 61 offer king beds, 124 have two double beds (four of which are handicapped accessible), and eight are suites. Four of the double/double units have been modified for the use of disabled guests, and 97 units have been set aside for non-smokers. We note that this type of amenity costs very little and requires no structural changes, and we expect the number of rooms allocated for this purpose to be increased or reduced depending on demand and guest response.

Guestrooms are double-loaded along interior corridors. The units feature a standard configuration consisting of one room and a bathroom that is situated left or right of the entrance. Typical guestrooms are furnished with the following items.

o     One king-size or two double beds

o     Remote-control color television situated on a wooden armoire with drawers

o Two nightstands; one with a digital alarm clock, the other with a telephone

o     Wall-mounted lamps on both sides of the bed(s)

o     A desk with chair

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o A small seating area featuring an upholstered chair, an ottoman, a square table, and a floor lamp

o Vanity outside the bathroom equipped with a coffeemaker, an ice bucket, and drinking glasses

o     Open alcove with rod to hang clothing

o     Assorted artwork

The bathrooms feature a vanity sink, a tub/shower combination, and a toilet. Amenities include a heat lamp, a hair dryer, and typical bath items. All guestrooms feature splatter wallpaper, popcorn ceilings, and a combination of fluorescent and incandescent lighting.

At the time of our inspection, the subject property's guestrooms appeared to be in average to good condition. The 1995 renovation included replacement of all guestroom soft goods, the installation of new light fixtures, televisions, and electronic locks, and replacement of the in-room HVAC units. In addition, bathroom vinyl, tile, and vanities were upgraded in half of the units. These renovations should help to maintain the subject property's competitive position, but are not expected to allow an improvement in the Ramada's overall market share.

Guestroom Corridors

Guestroom corridors are wide enough to permit the easy passage of housekeeping and room service carts. The corridors are finished with vinyl wallcovering, popcorn ceilings, and carpet that is in relatively good condition. Lighting is adequate. Each guestroom floor contains a vending area, a housekeeping closet, and an electrical closet.

Recreational Amenities

Recreational amenities consist of an indoor swimming pool and a small exercise room that are both located on the west side of the main building. We note that the Ramada also maintains an agreement with the Skyline Health Club, which is located on Leesburg Pike roughly two miles northeast of the hotel. This arrangement allows guests to use the club's extensive facilities free of charge. Although the agreement with the Skyline Health Club is beneficial, it does not eliminate the need for a larger, better-equipped facility than is currently available at the hotel.

Back-of-the-House Space

All of the hotel's back-of-the-house space is situated on the first floor. Based on information provided by management representatives, the hotel's operating systems are all in good working order. The main kitchen is located between the restaurant and ballroom, and its size and equipment appear to

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be adequate to meet the hotel's needs. Sales and other administrative offices are located behind the front desk, on the west side of the building. The general manager's office is situated opposite the ballroom entrance, on the east side of the structure. Laundry facilities consist of three washers and five dryers, which are located on the first floor of the main structure.

Vertical Transportation

The subject property features three electric guest elevators and one hydraulic service elevator. Each elevator serves all 11 floors. As noted earlier, the guest elevator core is located down a corridor to the left of the main entrance.

Heating, Ventilation, and Air Conditioning (HVAC)

Guestrooms are heated and cooled by individual through-the-wall HVAC units that were installed during the most recent renovation. The boiler operates on oil, and public areas are cooled by three centralized packaged air conditioning units. Management representatives indicate that all of the property's HVAC equipment is in good condition.

Fire Protection

Fire protection is provided by hard-wired, single-station smoke alarms in the guestrooms, public spaces, and employee areas. The fire alarms are wired to the front desk, but are not connected to the fire department. Fire sprinklers are installed throughout the hotel.

Security

Guestrooms are equipped with electronic door locks. Although this is a good security measure, management indicates that employee and guest entrances are not separated and access to the property is never restricted, which somewhat negates the advantage provided by the electronic door locks.

Asbestos

According to information provided by management representatives, there is no asbestos present in the subject property's improvements; however, we have not been provided with an asbestos report to confirm this assertion. The reader should be advised that any costs associated with asbestos removal or containment may have an unfavorable impact on the hotel's market value, and the estimate set forth in this appraisal reflects our value conclusions prior to the deduction of any such costs. We suggest that interested parties initiate an independent analysis regarding current asbestos levels and the capital expenditures necessary to remove any asbestos that is present.

ADA Conformance

Following the January 26, 1992 passage of the Americans with Disabilities Act
(ADA), hotels are subject to new physical standards. The appraisers are not experts on ADA compliance, and we render no opinion regarding the

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subject property's conformance to ADA standards. Capital expenditures that may be necessary to bring the property into accordance with the ADA will reduce our estimate of market value. Any ongoing costs related to ADA regulations are expected to be funded by normal replacement reserves.

Conclusion

Overall, the subject property's improvements appear appropriate for hotel use. Following a $2,400,000 renovation in 1995, the facilities are now in sufficiently good condition to maintain the Ramada's competitive posture in the market; however, we believe that additional capital expenditures will be necessary if the hotel's market share is to increase. For the purpose of this appraisal, we assume that the subject property will be maintained in its current condition throughout the ten-year holding period. Specifically, we assume that management will employ standard preventive maintenance measures, and that a reserve for replacement fund will be established which will fund the cost of any future capital expenditures that may be necessary.

ZONING

According to the City of Alexandria zoning regulations and map, the subject property is zoned as follows.

                        OCH - Office Commercial High Zone

Permitted uses in this zoning designation include hotels, family dwellings, office space, churches, hospitals, funeral homes, and pet-grooming establishments. Based on this information, the subject property appears to conform to local zoning regulations. We assume that all necessary permits and approvals have been secured (including an appropriate liquor license), and that the subject property was constructed in accordance with local zoning ordinances, building codes, and all other applicable regulations. Our zoning analysis should be verified before any physical changes are made to the hotel.

ASSESSED VALUE AND TAXES

Property tax is one of the primary revenue sources of municipalities. Based on the concept that the tax burden should be distributed in proportion to the value of all properties within a taxing jurisdiction, a system of assessments is established. Theoretically, the assessed value placed on each parcel bears a definite relationship to market value, so properties of equal market value will have similar assessments, and properties with higher and lower values will have proportionately larger and smaller assessments. Depending on the taxing policy of the municipality, property taxes can be based on the value of the real property or the value of the personal

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property and the real property. The taxing jurisdiction governing the Ramada assesses both real and personal property; the assessed value ratio is reported to be approximately 100% of market value.

Because the objective of assessed value is to maintain a specific value relationship among all properties in a taxing jurisdiction, comparable hotel assessments should be evaluated to determine whether the subject property's assessed value is equitable. A review of the assessed values of two comparable hotels located in the City of Alexandria reveals the following information.

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Table 3-4   1996 Assessed Value of Comparable Hotels
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                                       Total Assessment           Assessment per Room
                                 -----------------------------  ------------------------
                        No. of
Hotel                   Rooms        Land       Improvements        Land   Improvements
----------------------------------------------------------------------------------------
Subject Property         193     $2,660,200    $5,788,300        $13,783     $29,991
Ramada Plaza Old Town    258      2,522,200     9,281,900          9,776      35,976
Holiday Inn - Eisenhower 201      2,445,900     7,404,100         12,169      36,836

                  Source: City of Alexandria Assessor's Office

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The table above illustrates the 1996 assessed values of the subject property and two of its primary competitors. The subject property's overall land assessment is the highest among these competitors, while its improvements assessment is the lowest. The same is true on a per-room basis. We believe that the high land assessment probably reflects the fact that the hotel occupies a prime commercial location near I-395; the low improvements assessment can be attributed to the fact that the hotel's facilities were slightly inferior to those of the other properties at the time of the assessment. The following table sets forth the historical real property tax rates applicable to the hotel.

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Table 3-5   Historical Real Tax Rates Applicable to the Subject Property
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                  Tax Rate per $100          Percent
Year                 of Assessment            Change
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1991                      1.045                ---
1992                      1.045                0.00%
1993                      1.070                2.39
1994                      1.070                0.00
1995                      1.070                0.00
1996                      1.070                0.00

Avg. Annual
Comp. Change,
1991-96                                        0.47%

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The subject property's 1996 tax burden is calculated as follows.

                    $8,448,500 Total Assessment x 1.07 Rate =

                            $90,399 Real Tax Burden +

                       $40,394 Personal and Special Tax =

                    $130,793 (Say) $131,000 Total Tax Burden

Tax rates in the City of Alexandria have remained relatively stable since 1991, but local officials indicate that the completion of the recent renovation is likely to cause an increase in the subject property's assessment. In light of this consideration, we assume that the hotel's overall tax burden will increase at the underlying inflation rate of 3.5% annually, yielding the following forecast.

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Table 3-6    Forecast of Property Tax Expense (+000)
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                                                         1997       Stabilized
--------------------------------------------------------------------------------
Projected Property Taxes (+000)                          $131          $136

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NEIGHBORHOOD

The neighborhood surrounding a lodging facility often has an impact on a hotel's status, image, class, style of operation, and sometimes its ability to attract and properly serve a particular market segment. This section investigates the subject property's neighborhood and evaluates any pertinent locational factors that could affect its occupancy, average rate, food and beverage revenues, and overall profitability.

The neighborhood surrounding the subject property is primarily residential in character, with some limited retail uses. The vast majority of the land situated to the east and southeast of the hotel is improved with middle- to upper-income housing. Alexandria Hospital is situated just east of the Ramada, followed by residential areas that extend roughly five miles east toward downtown Alexandria. This area, which is also known as "Old Town" Alexandria, features numerous retail outlets, restaurants, and city buildings, all built in an attractive historic style.

Southwest of the subject property, beyond several apartment buildings and residential developments, is the Landmark Center Mall, which draws some visitors from the surrounding area. A large concentration of retail outlets and office space is located to the northwest, along King Street/Leesburg Pike. Nearby hotels include the Hampton Inn and adjacent Homewood Suites. Well-known retail establishments and restaurants are available in the Burlington Plaza, Leesburg Pike Plaza, and the Skyline Shopping Mall.

There are numerous types of developments in the subject property's immediate vicinity. A mini-mall containing a Safeway supermarket, a CVS drugstore, a Blockbuster Video outlets, a 7-11 convenience store, a beauty salon, a pizza parlor, and a small bank is situated northeast of the hotel, across Kenmore Avenue. An Exxon service station is located just past this strip mall. Other developments surrounding the Ramada include a Steak and Ale restaurant to the southeast, the aforementioned Alexandria Hospital to the east, apartment buildings to the south, and I-395 and the Radisson at St. Mark's Place to the west. Past these initial commercial developments, residential usage dominates.

Overall, the neighborhood surrounding the Ramada Plaza Pentagon appears well suited for the operation of a lodging facility. Numerous retail outlets and malls and a limited inventory of office space generate a base level of demand and provide important support services for the subject property's guests. The neighborhood's attractive surroundings should help the hotel to maintain its market position, and although it is somewhat

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removed from the government demand generators in the vicinity of the Pentagon, the neighborhood appears to have no detrimental impact on the hotel's attainable occupancy and average rate.

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4. Market Area Analysis

The economic vitality of the market surrounding the subject property is an important consideration in forecasting lodging demand and income potential. Economic and demographic trends that reflect the amount of visitation provide a basis from which to project hostelry demand. The purpose of the area analysis is to review available economic and demographic data to determine whether the local market will undergo economic growth, stability, or decline. In addition to predicting the direction of the economy, the rate of change must be quantified. These trends are then correlated based on their propensity to reflect variations in lodging demand with the objective of forecasting the growth or decline in visitation by individual market segment.

Market Area Definition

The subject property is located in the City of Alexandria. The city is not part of a county, but as a result of its geographical location (just south of Arlington County and west of Fairfax County), it is included in the Washington Metropolitan Statistical Area (MSA). Because most of the subject property's competitors are located in Arlington County and most of the demand captured by the hotel originates there as well, we have included the county in our discussion of the market area.

Arlington County is an urban area encompassing approximately 26 square miles directly across the Potomac River from Washington, DC. Its proximity to Washington has made this area a highly desirable commercial and residential location. Most of the high-density commercial and residential development in the county is concentrated around Metro stations in the Rosslyn-Ballston and Jefferson Davis corridors; the latter includes both Crystal City and Pentagon City.

The economy of Arlington County is greatly influenced by the area's proximity to Washington, DC. As the nation's capital, Washington is the hub of activities pertaining to domestic and international political affairs. The city houses the headquarters of the legislative, judicial, and executive branches of the government of the United States. The District of Columbia is also a

                               [GRAPHIC OMITTED]

                                    AREA MAP

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national focal point for associations, foreign embassies, students, tourists, and industrial groups dealing with military and government employees from all 50 states. In addition to being a political and economic hub, Washington is well-known for its institutions of higher learning and visitor and cultural attractions.

Economic and Demographic Data

Based on fieldwork conducted in the area and our in-house sources, we have evaluated various economic and demographic statistics to determine trends in lodging demand. A primary source of economic and demographic statistics used in this analysis is the Complete Economic and Demographic Data Source published by Woods & Poole Economics, Inc., a well-regarded forecasting service based in Washington, DC. Using a data base containing more than 300 variables for each county in the nation, Woods & Poole employs a sophisticated regional model to forecast economic and demographic trends. Historical statistics are based on census data and information published by the Bureau of Economic Analysis. Projections are formulated by Woods and Poole. All dollar amounts have been adjusted for inflation, and thus growth or decline represents real change in constant dollars.

Population

Although there is no direct correlation between the size of an area's population and its specific level of visitation, historical and projected population trends often reflect the economic climate of a locale. Moreover, we find that the rate of population growth generally establishes a minimum rate of increase for an area's commercial segment lodging demand. This observation also holds true for the meeting and convention segment if a majority of the functions are business-oriented.

According to information provided by Woods and Poole Economics, the population of Alexandria increased at an average annual compounded rate of 0.6% between 1980 and 1995; a slightly lower growth rate of 0.4% was registered from 1990 to 1995. During both periods, there were substantially larger population gains in the Washington MSA, Virginia, and nation as a whole. Woods and Poole projects an average annual compounded growth rate of 1.2% in the Washington MSA between 1995 and the year 2000; this rate is higher than the 0.9% gain anticipated for the United States and the 0.1% increase that is expected to occur in the City of Alexandria.

Retail Sales

Trends in retail sales reflect changes in population as well as the propensity of residents and visitors to purchase retail goods. Like population trends, retail sales have no direct correlation with hotel room night demand,

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although they do tend to gauge the economic health and vitality of the market.

Woods and Poole Economics reports that retail sales in the City of Alexandria increased at an average annual compounded rate of 1.3% between 1980 and 1995. Stronger gains were registered in the Washington MSA (at 2.4%), the Commonwealth of Virginia (at 2.5%), and the United States (at 1.9%). Retail sales growth slowed to 1.0% annually in Alexandria from 1990 to 1995, and the MSA and the state also registered lower increases of 2.2% and 2.3%, respectively. On a national level, retail sales increased at an average annual compounded rate of 2.5% during that period.

Projections indicate lower growth rates in all four statistical areas. No increase is anticipated in the City of Alexandria through the end of the decade, and the gains anticipated in the MSA, the state, and the nation are expected to slow to 1.2%, 1.0%, and 0.9%, respectively, from 1995 through the year 2000. Greater retail sales activity in the Washington MSA should allow local businesses to prosper, and greater spending means that new firms may enter the market. This trend could ultimately result in additional visitation and some increase in the demand for lodging facilities in the subject property's market area.

Personal Income

Between 1980 and 1995, personal income in the City of Alexandria increased at an average annual compounded rate of 2.3% after adjustment for inflation; this growth rate decreased slightly, to 1.7% annually, from 1990 to 1995. These figures are significantly lower than the 3.6% gain in the Washington MSA from 1980 to 1995 and the 2.4% annual increase registered from 1990 to 1995. Personal income in the United States rose by 2.3% annually between 1980 and 1995 and 1.9% annually from 1990 to 1995. Projections by Woods and Poole Economics indicate a slower gain of 1.2% in the city. The Washington MSA is expected to continue to register an increase of 2.4% annually from 1995 through the end of the decade, while Virginia and the United States are projected to achieve comparable growth rates of 2.5% and 2.3%, respectively, during the same period. These trends are favorable and reflect some expansion of the regional economy.

Work Force Characteristics

Overall employment in the City of Alexandria increased at an average annual compounded rate of 1.9% from 1980 to 1995. This level declined to a nominal 0.1% between 1990 and 1995, reflecting the business atmosphere engendered by the national recession in the early 1990s. Projections indicate that total employment will decline at an average annual compounded

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rate of 0.2% between 1995 and the year 2000, reflecting some stagnation of the city's economy. The only gains are expected to occur in services (at 0.3%), state and local government (at 0.4%), agricultural services (at 1.1%), manufacturing (at 0.6%), and mining (at 0.3%). Employment in the finance, insurance, and real estate (FIRE) sector is expected to decrease by 0.6% annually. We note that the unemployment rate in the Washington MSA stood at 3.8% in February of 1996, down from 4.3% during February of the previous year.

The major employers in the subject property's market represent a cross section of hotel demand potential. Some are national in scope, while others operate on a more local basis; some are engaged in manufacturing, and others are involved in public transportation and government. The following tables outline some of the major employers in the City of Alexandria and Arlington County.

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Table 4-1    Major Employers - City of Alexandria
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                                                    No. of
Firm                                              Employees
---------------------------------------------------------------
Department of Defense                               8,335
City of Alexandria                                  2,052
Alexandria Hospital                                 1,800
Alexandria City Public Schools                      1,764
Washington Metropolitan Area Transit Authority      1,358
Institute for Defense Analyses                        800
Pentagon Federal Credit Union                         800
U.S. Department of Agriculture                        761
North Virginia Community College                      591
Giant Food                                            530

                     Source: Alexandria Chamber of Commerce

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Table 4-2    Major Employers - Arlington County
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                                                    No. of
Firm                                              Employees
---------------------------------------------------------------
Bell Atlantic Network Services, Inc.                2,900
MCI Telecommunications Corporation                  2,700
USAir, Inc.                                         2,696
The Arlington Hospital                              1,600
Marriott Corporation                                1,475
Gannett Company, Inc.                               1,400
The Xerox Corporation                               1,354
The Hecht Company                                   1,300
CACI International                                    948
Hyatt Hotels and Resorts                              749

                   Source: Arlington County Planning Division

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The City of Alexandria benefits from a somewhat diversified employment base despite its reliance on the government and service sectors. Because the local economy is not tied to the prosperity of any single sector, the overall economic impact of typical business cycles is cushioned. Moreover, service firms are less influenced by economic fluctuations than many other employment sectors, and thus tend to stabilize the economy.

Office Space

One of the economic indicators that best reflect lodging demand is the trend in occupied office space in a given area. Firms and businesses that occupy office space generally exhibit a strong propensity to attract commercial visitation. Although it is difficult to directly quantify lodging demand based on the amount of occupied space, trends causing either an increase or a decrease in the amount of occupied space may have a proportional impact on commercial hotel demand, and a less direct effect on meeting and group demand.

Arlington County consists of two major corridors: the Rosslyn-Ballston and Jefferson Davis. Crystal City and Pentagon City are the two sub-areas that constitute the Jefferson Davis corridor. Overall, it is estimated that 18,000,000 square feet, or about 35%, of the office and commercial development capacity in these corridors is undeveloped; the current office space inventory in these corridors is approximately 35,000,000 square feet.

According to a Planning Information Report published by the Arlington County Department of Community Planning, Housing and Development,

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the amount of office space in Crystal City increased at an average annual compounded rate of 1.5% between 1992 and 1995. The available square footage for Crystal City declined at a rate of 4.5% annually during the same period. The market's high occupancy rate illustrates the strength of the office market in Crystal City. Data for Pentagon City reveals similar strength, and sources indicate that there is no square footage available to rent and no additional office space was added to the supply between 1992 and 1995.

Highway Traffic

The subject property's market is served by an extensive network of highways, subways, railways, and airports. The Metrorail is a convenient subway system that spans the entire Washington MSA, including southern Maryland and northern Virginia, offering 78 stations and 97 miles of track. The Metro is a popular mode of transportation for both residents and visitors, and provides access to virtually all parts of the District of Columbia and the surrounding areas. At present, no major roadways are scheduled for construction in the Washington MSA; however, there are plans to extend the Metrorail into other parts of Montgomery and Prince Georges Counties in Maryland and Fairfax County in Virginia. This construction is ongoing and expected to last until 2001. When completed, the Metrorail system will have 103 track miles and 83 stations in the greater Washington region.

Airport Traffic

Airport traffic passenger counts are important indicators of transient lodging demand. Depending on the type and location of a particular airfield, a sizable percentage of arriving passengers may have need for hotel and motel accommodations. Trends showing changes in passenger counts also reflect local business activity and the overall economic health of an area.

The Washington MSA is served by three airports: Washington National, Dulles International, and Baltimore-Washington International (BWI). Together, these airports serve more than 27,000,000 passengers a year and have a significant economic impact on the region. All three airports are undergoing renovations that began in 1995. The focus of current facility improvements is the Capital Development Program (CDP), which will modernize the 51-year-old National Airport and expand Dulles International. The CDP encompasses roughly 200 different projects and is scheduled to be completed by the late 1990s. These improvements should increase the region's economic stability by providing convenient transportation for domestic and international travelers.

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Washington National Airport is the region's downtown airport and is the primary facility used by guests of the subject property. The number of daily aircraft operations at National is limited. The Metropolitan Washington Airports Authority is committed to operating National near its current passenger level, with only modest growth in the future. The airport sits on 860 acres surrounded by waterways and Crystal City, and thus there is no room for expansion. Washington National is undergoing a nearly $1 billion renovation project that is scheduled for completion in 1997. The scope of this renovation is outlined in the following table; this information was provided by the Metropolitan Washington Airports Authority. At present, Washington National provides flights to 91 cities in 38 states within a 1,250-mile radius of Washington, DC. The facility served approximately 16,000,000 passengers in 1994 (1995 statistics had not been finalized at the time of our fieldwork), and it is expected to remain the area's primary airport for business and government travelers.

================================================================================
Table 4-3    Washington National Airport Capital Developments
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Runway and taxiway improvements
New 35-gate terminal
Planned renovation of original terminal
Two-level terminal roadway system
New Metrorail farecard plaza
Covered moving sidewalks connecting Metro and
    parking garages to the terminal
New parking garages
Rental car support facilities
Improved roadway system
Taxicab dispatch facility
New heating and cooling plant
Improved general aviation facilities
Air cargo building
Modern aviation fuel storage facility
Airport administration and maintenance facilities at the south end of the airport

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Dulles International Airport, which is located roughly 20 miles northwest of the subject property, has a new international arrivals building, and ongoing renovations include doubling the size of the main terminal, constructing new midfield concourses, adding a peoplemover system, improving ground transportation centers, and expanding the runway capacity. The expansion of the main terminal is scheduled for completion in 1997. Upon completion of this project, the airport will feature enhanced baggage and

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ticketing facilities, varied retail and food outlets, and wider arrival and departure roadways. Dulles currently provides service to roughly 11,700,000 passengers, and this figure is expected to increase to 23,000,000 by the year 2000. The airport offers more than 300 domestic flights daily and non-stop and single-plane service to 26 cities in Europe, South America, and the Far East.

Baltimore-Washington International (BWI) Airport is located roughly 35 miles north of the subject property. Recent renovations included the completion of Concourse F, which consists of six gates and an international arrivals area, and the development of a new observation area with 40-foot windows and a flight simulator. Projects that are scheduled for completion in 1997 include extending Runway 1028 to 10,500 feet and construction of a cargo building. Soft goods are being upgraded in the main terminal, and exterior signage is being improved. This facility is served by 17 airlines with 72 domestic destinations and offers international flights to 21 cities in Europe, South America, Israel, Canada, and the Caribbean.

Leisure Travel

In 1791, the land that comprises Arlington County was designated as a part of the nation's capital. Years later, the land was returned to the Commonwealth of Virginia, but the area remains rich in history. The most famous Arlington landmarks and tourist destinations are the Pentagon and Arlington National Cemetery. Covering 583 acres, the Pentagon is the home of the United States Department of Defense and contains 6,500,000 square feet of space, making it the world's largest office building. Arlington National Cemetery contains the Tomb of the Unknowns, the Challenger Space Shuttle Memorial, and the grave sites of John F. Kennedy, Robert F. Kennedy, and some 240,000 other American heroes on 612 acres.

Washington, DC is a major destination, and the city's numerous visitor attractions help to draw that draw leisure travelers to the entire metropolitan area (including the subject property's market). The following table lists some of the attractions available in Washington; other sources of leisure demand include events at Robert F. Kennedy Stadium (home of the Washington Redskins) and the historic shops of Old Town Alexandria.

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Table 4-4    National Capital Area Attractions
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Anderson House Museum           Library of Congress
Ansel Adams Collection          Lincoln Memorial
National Aquarium               Marine Corps Memorial
U.S. National Arboretum         Mount Vernon
National Archives               Naval Observatory
U.S. Botanic Garden             Navy Museum
Capitol Building                Supreme Court
FBI Headquarters                Vietnam Veterans Memorial
Ford's Theater                  Washington Monument
Holocaust Memorial Museum       The Washington Post
Jefferson Memorial              White House

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A major new attraction, the Newseum, is scheduled to open in 1997. The construction of this 72,000-square-foot facility began in 1994 and will be completed at a reported cost of $32,000,000. The Newseum will be the world's only major museum dedicated exclusively to news. It will tell the story of the past, present, and future of news through state-of-the-art multimedia presentations and exhibits designed to appeal to a wide array of visitors. The Newseum will feature a News Wall as long as a city block, a theater, a television studio, a walk through the history of news gathering, and interactive archives. The center is funded by the Freedom Forum, the world's largest media-oriented private foundation.

Conclusion

Our review of various economic and demographic data indicates that the subject property's market has undergone moderate growth during the past several years, and projections indicate that slower expansion can be anticipated in the near future. These trends suggest moderate increases in lodging demand.

The following table summarizes the economic and demographic trends discussed throughout this section. All figures that reflect dollar amounts have been adjusted for inflation, and thus reflect real change. It should be noted that the percent changes indicated in the following tables are based on unrounded figures, and thus may not calculate exactly.

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Table 4-5  Economic and Demographic Data for the Subject Property's Market Area
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                                                                                                      Avg. Annual
Data Type                                                    Period       Data Point    Data Point   Comp. Change
---------------------------------------------------------------------------------------------------------------------
Long-Term Historical Population (+000)
     City of Alexandria                                     1980-1995            103.6         113.6         0.6 %
     Washington MSA                                         1980-1995          3,492.4       4,530.2         1.7
     Commonwealth of Virginia                               1980-1995          5,367.7       6,621.7         1.4
     United States                                          1980-1995        227,225.6     262,791.0         1.0
Short-Term Historical Population (+000)
     City of Alexandria                                     1990-1995            111.3         113.6         0.4
     Washington MSA                                         1990-1995          4,237.4       4,530.2         1.3
     Commonwealth of Virginia                               1990-1995          6,213.7       6,621.7         1.3
     United States                                          1990-1995        249,401.4     262,791.0         1.1
Projected Population (+000)
     City of Alexandria                                     1995-2000            113.6         114.0         0.1
     Washington MSA                                         1995-2000          4,530.2       4,807.5         1.2
     Commonwealth of Virginia                               1995-2000          6,621.7       6,964.7         1.0
     United States                                          1995-2000        262,791.0     274,758.4         0.9
Long-Term Historical Retail Sales (+000,000)
     City of Alexandria                                     1980-1995          1,010.8       1,234.3         1.3
     Washington MSA                                         1980-1995         23,498.2      33,678.9         2.4
     Commonwealth of Virginia                               1980-1995         30,946.2      45,006.8         2.5
     United States                                          1980-1995      1,340,768.9   1,765,826.1         1.9
Short-Term Historical Retail Sales (+000,000)
     City of Alexandria                                     1990-1995          1,174.6       1,234.3         1.0
     Washington MSA                                         1990-1995         30,271.1      33,678.9         2.2
     Commonwealth of Virginia                               1990-1995         40,138.2      45,006.8         2.3
     United States                                          1990-1995      1,557,380.2   1,765,826.1         2.5
Projected Retail Sales (+000,000)
     City of Alexandria                                     1995-2000          1,234.3       1,234.1        (0.0)
     Washington MSA                                         1995-2000         33,678.9      35,721.1         1.2
     Commonwealth of Virginia                               1995-2000         45,006.8      47,309.5         1.0
     United States                                          1995-2000      1,765,826.1   1,846,830.4         0.9
Long-Term Historical Retail Sales per Capita
     City of Alexandria                                     1980-1995          9,761.3      10,867.2         0.7
     Washington MSA                                         1980-1995          6,728.3       7,434.3         0.7
     Commonwealth of Virginia                               1980-1995          5,765.3       6,796.8         1.1
     United States                                          1980-1995          5,900.6       6,719.5         0.9
Short-Term Historical Retail Sales per Capita
     City of Alexandria                                     1990-1995         10,556.1      10,867.2         0.6
     Washington MSA                                         1990-1995          7,143.8       7,434.3         0.8
     Commonwealth of Virginia                               1990-1995          6,459.6       6,796.8         1.0
     United States                                          1990-1995          6,244.5       6,719.5         1.5

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Table 4-5 Economic and Demographic Data for the Subject Property's Market Area (continued)
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                                                                                                                         Avg. Annual
Data Type                                                                  Period       Data Point       Data Point     Comp. Change
------------------------------------------------------------------------------------------------------------------------------------
Projected Retail Sales per Capita
     City of Alexandria                                                  1995-2000       10,867.2         10,830.1           (0.1) %
     Washington MSA                                                      1995-2000        7,434.3          7,430.3           (0.0)
     Commonwealth of Virginia                                            1995-2000        6,796.8          6,792.8           (0.0)
     United States                                                       1995-2000        6,719.5          6,721.7            0.0
Long-Term Historical Eating and Drinking Place Sales (+000,000)
     City of Alexandria                                                  1980-1995          107.3            173.4            3.2
     Washington MSA                                                      1980-1995        2,370.5          3,992.8            3.5
     Commonwealth of Virginia                                            1980-1995        2,566.6          4,488.6            3.8
     United States                                                       1980-1995      126,131.6        185,035.4            2.6
Short-Term Historical Eating and Drinking Place Sales (+000,000)
     City of Alexandria                                                  1990-1995          159.1            173.4            1.7
     Washington MSA                                                      1990-1995        3,509.1          3,992.8            2.6
     Commonwealth of Virginia                                            1990-1995        3,893.2          4,488.6            2.9
     United States                                                       1990-1995      161,197.4        185,035.4            2.8
Projected Eating and Drinking Place Sales (+000,000)
     City of Alexandria                                                  1995-2000          173.4            178.8            0.6
     Washington MSA                                                      1995-2000        3,992.8          4,291.0            1.5
     Commonwealth of Virginia                                            1995-2000        4,488.6          4,859.0            1.6
     United States                                                       1995-2000      185,035.4        199,127.3            1.5
Long-Term Historical Eating and Drinking Place Sales per Capita
     City of Alexandria                                                  1980-1995        1,036.6          1,526.7            2.6
     Washington MSA                                                      1980-1995          678.7            881.4            1.8
     Commonwealth of Virginia                                            1980-1995          478.2            677.9            2.4
     United States                                                       1980-1995          555.1            704.1            1.6
Short-Term Historical Eating and Drinking Place Sales per Capita
     City of Alexandria                                                  1990-1995        1,429.7          1,526.7            1.3
     Washington MSA                                                      1990-1995          828.1            881.4            1.3
     Commonwealth of Virginia                                            1990-1995          626.6            677.9            1.6
     United States                                                       1990-1995          646.3            704.1            1.7
Projected Eating and Drinking Place Sales per Capita
     City of Alexandria                                                  1995-2000        1,526.7          1,569.0            0.5
     Washington MSA                                                      1995-2000          881.4            892.6            0.3
     Commonwealth of Virginia                                            1995-2000          677.9            697.7            0.6
     United States                                                       1995-2000          704.1            724.7            0.6
Long-Term Historical Personal Income (+000,000)
     City of Alexandria                                                  1980-1995        2,285.8          3,203.7            2.3
     Washington MSA                                                      1980-1995       61,076.0        104,252.9            3.6
     Commonwealth of Virginia                                            1980-1995       74,109.0        116,969.7            3.1
     United States                                                       1980-1995    3,163,874.0      4,443,243.2            2.3

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Table 4-5 Economic and Demographic Data for the Subject Property's Market Area (continued)
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                                                                                                                      Avg. Annual
Data Type                                                           Period           Data Point       Data Point     Comp. Change
------------------------------------------------------------------------------------------------------------------------------------
Short-Term Historical Personal Income (+000,000)
     City of Alexandria                                           1990-1995               2,947.9          3,203.7            1.7 %
     Washington MSA                                               1990-1995              92,685.0        104,252.9            2.4
     Commonwealth of Virginia                                     1990-1995             105,654.1        116,969.7            2.1
     United States                                                1990-1995           4,051,714.6      4,443,243.2            1.9
Projected Personal Income (+000,000)
     City of Alexandria                                           1995-2000               3,203.7          3,395.6            1.2
     Washington MSA                                               1995-2000             104,252.9        117,297.3            2.4
     Commonwealth of Virginia                                     1995-2000             116,969.7        132,310.6            2.5
     United States                                                1995-2000           4,443,243.2      4,972,219.5            2.3
Long-Term Personal Income per Capita
     City of Alexandria                                           1980-1995              22,073.0         28,206.0            1.6
     Washington MSA                                               1980-1995              17,488.0         23,013.0            1.8
     Commonwealth of Virginia                                     1980-1995              13,807.0         17,665.0            1.7
     United States                                                1980-1995              13,924.0         16,908.0            1.3
Short-Term Historical Personal Income per Capita
     City of Alexandria                                           1990-1995              26,494.0         28,206.0            1.3
     Washington MSA                                               1990-1995              21,873.0         23,013.0            1.0
     Commonwealth of Virginia                                     1990-1995              17,003.0         17,665.0            0.8
     United States                                                1990-1995              16,246.0         16,908.0            0.8
Projected Personal Income per Capita
     City of Alexandria                                           1995-2000              28,206.0         29,799.0            1.1
     Washington MSA                                               1995-2000              23,013.0         24,399.0            1.2
     Commonwealth of Virginia                                     1995-2000              17,665.0         18,997.0            1.5
     United States                                                1995-2000              16,908.0         18,097.0            1.4
Long-Term Historical Employment - City of Alexandria (+000)
     Farming                                                      1980-1995                   0.0              0.0            0.0
     Agricultural Services                                        1980-1995                   0.3              0.5            3.7
     Mining                                                       1980-1995                   0.0              0.1            8.5
     Construction                                                 1980-1995                   5.5              3.4           (3.1)
     Manufacturing                                                1980-1995                   2.5              2.9            1.0
     Transportation, Communications, & Public Utilities           1980-1995                   4.7              5.5            1.0
     Total Trade                                                  1980-1995                  17.2             20.1            1.0
          Wholesale                                               1980-1995                   3.1              3.4            0.5
          Retail                                                  1980-1995                  14.1             16.7            1.1
     Finance, Insurance, & Real Estate                            1980-1995                   9.2              9.1           (0.0)
     Services                                                     1980-1995                  23.6             45.0            4.4
     Total Government                                             1980-1995                  20.2             23.4            1.0
          Federal Civilian                                        1980-1995                   9.7             10.7            0.6
          Federal Military                                        1980-1995                   5.0              4.9           (0.1)
          State & Local                                           1980-1995                   5.5              7.8            2.3
     Total                                                        1980-1995                  83.1            109.9            1.9

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Table 4-5 Economic and Demographic Data for the Subject Property's Market Area (continued)
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                                                                                                                        Avg. Annual
Data Type                                                                  Period             Data Point     Data Point Comp. Change
------------------------------------------------------------------------------------------------------------------------------------
Short-Term Historical Employment - City of Alexandria (+000)
     Farming                                                             1990-1995                 0.0              0.0      0.0 %
     Agricultural Services                                               1990-1995                 0.4              0.5      4.0
     Mining                                                              1990-1995                 0.2              0.1    (23.2)
     Construction                                                        1990-1995                 4.3              3.4     (4.7)
     Manufacturing                                                       1990-1995                 2.9              2.9      0.3
     Transportation, Communications, & Public Utilities                  1990-1995                 5.0              5.5      1.7
     Total Trade                                                         1990-1995                21.4             20.1     (1.3)
          Wholesale                                                      1990-1995                 3.3              3.4      0.6
          Retail                                                         1990-1995                18.1             16.7     (1.6)
     Finance, Insurance, & Real Estate                                   1990-1995                10.0              9.1     (1.8)
     Services                                                            1990-1995                41.4             45.0      1.7
     Total Government                                                    1990-1995                23.6             23.4     (0.2)
          Federal Civilian                                               1990-1995                11.6             10.7     (1.6)
          Federal Military                                               1990-1995                 4.9              4.9      0.1
          State & Local                                                  1990-1995                 7.2              7.8      1.6
     Total                                                               1990-1995               109.3            109.9      0.1
Projected Employment - City of Alexandria (+000)
     Farming                                                             1995-2000                 0.0              0.0      0.0
     Agricultural Services                                               1995-2000                 0.5              0.5      1.1
     Mining                                                              1995-2000                 0.1              0.1      0.3
     Construction                                                        1995-2000                 3.4              3.3     (0.3)
     Manufacturing                                                       1995-2000                 2.9              3.0      0.6
     Transportation, Communications, & Public Utilities                  1995-2000                 5.5              5.3     (0.6)
     Total Trade                                                         1995-2000                20.1             19.5     (0.6)
          Wholesale                                                      1995-2000                 3.4              3.1     (1.8)
          Retail                                                         1995-2000                16.7             16.4     (0.4)
     Finance, Insurance, & Real Estate                                   1995-2000                 9.1              8.9     (0.6)
     Services                                                            1995-2000                45.0             45.7      0.3
     Total Government                                                    1995-2000                23.4             22.3     (0.9)
          Federal Civilian                                               1995-2000                10.7              9.6     (2.1)
          Federal Military                                               1995-2000                 4.9              4.8     (0.5)
          State & Local                                                  1995-2000                 7.8              8.0      0.4
     Total                                                               1995-2000               109.9            108.6     (0.2)
Office Space
     Available                                                           1992-1995           2,073,000        2,000,000     (1.2)
     Total                                                               1992-1995          26,867,000       27,800,000      1.1
Airport Statistics
     Washington National                                                 1990-1994          15,805,496       15,700,825     (0.2)
     Dulles International                                                1990-1994          10,424,444       11,690,786      2.9
     Baltimore-Washington International                                  1990-1994          10,245,049       12,700,000      5.5
Convention Activity
     Number of Conventions                                               1993-1995                  29               18    (21.2)
     Convention Room Nights                                              1993-1995             525,743          186,181    (40.5)

 Sources: Washington D.C. Convention and Visitors Association; Woods and Poole
  Economics, Inc.; Arlington County Department of Community Planning, Housing,
                and Development; Metropolitan Airports Authority

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In later sections of this economic study and appraisal, we will relate these historical and projected growth trends to specific market segments based on their propensity to reflect changes in room night demand in the subject property's area.

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5. Overview of External Forces Affecting the U.S. Lodging Industry

Introduction

Hotel ownership is ultimately the business of creating and enhancing value. To understand the investment potential of lodging facilities, investors must be thoroughly aware of the many forces that can cause changes in the value of their properties. Although some of these forces are internal (such as the layout and design of the facilities, the quality of management, and the condition of the property), others are external (such as the local economic environment and the competitive nature of the market). The risk associated with hotel investment lies largely with the external forces that are beyond the control of ownership and contribute to the variability of future income flows.

Investors and appraisers can project financial results by evaluating the historical impact of external forces on hotel values. Successful hotel investors seek opportunities where the risk of external forces can be minimized, thus reducing the uncertainty associated with income expectations.

When investors engage in due diligence prior to acquiring a lodging facility, they are primarily interested in trends affecting a limited geographic market area, such as a town, city, or county. A broader overview takes into account national and international travel patterns and trends. An understanding of the general characteristics of the United States hotel market is important because these trends often foreshadow economic and demographic changes in smaller areas.

This section of the appraisal will present an overview of the U.S. lodging industry by tracing many of the forces that influence hotel values. Historical economic and demographic data, and industry statistics will be analyzed to provide a basis for projections. Forecasts will be evaluated to determine their reasonableness. The conclusions represent another set of criteria that hotel investors consider in making their acquisition decisions.

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The Supply and Demand Relationship

Most business ventures are influenced by the relationship between supply and demand. In the hotel industry, supply refers to the number of units. A unit consists of one or more rooms and represents the smallest accommodation that can be rented to a guest. Each unit must have a full bath and its own entrance to a public hallway or the building exterior. Demand refers to a room night, which is one unit that is occupied for one night. The supply and demand relationship has a significant influence on a hotel's occupancy and/or average room rate.

Occupancy is calculated by dividing the number of rooms that are occupied for a specific period by the total number of rooms that are available during the same period. Average room rate is determined by dividing the total rooms revenue achieved during a specific period by the number of rooms occupied during that period; it also represents the weighted average of all the room rates charged during that period. In a market where demand is increasing faster than supply, occupancies rise and average rate growth generally exceeds inflation. When supply is increasing faster than demand, occupancies fall and average rates typically remain level or decline. Hotels generate revenue based on occupancy and average rate, and thus the supply and demand relationship is an important factor in analyzing profits and value.

Hotel occupancy levels have shown definite cycles that reflect the balance between supply and demand. The early 1970s marked the beginning of a hotel building boom reminiscent of the 1920s. Many factors contributed to this expansion, but the two main elements were readily available financing and aggressive chains that were eager to sell franchises. The new construction during the 1970s was made possible by the enormous amount of financing generated by all lenders, particularly real estate investment trusts (REITs). These high-leverage finance companies were created to allow small investors to participate in real estate mortgages and equities. The concept was quickly accepted by Wall Street, and soon billions of dollars were available to finance real estate projects. Many lenders became so overwhelmed with new money that their underwriting procedures broke down and some marginal developments were approved.

During the late 1960s and early 1970s, hotel companies actively expanded their chains through franchising. Franchising was a source of new capital, allowing hotel companies to grow and achieve national recognition using the franchisee's financial investment in individual properties. Some franchisors, eager to demonstrate sustained growth and establish a national

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presence, employed questionable marketing tactics to sell new franchises. Salespeople were often compensated based on the number of franchises sold, so there was little incentive to discourage developers from investing in poor locations and overbuilt markets. Many lenders and hostelry developers were led to believe that a national franchise would guarantee a successful operation.

The combination of readily available financing and aggressive hotel chains eager to sell franchises resulted in overbuilding and development of many poorly located, undercapitalized hostelries managed by inexperienced owners. The bubble burst on the lodging industry when inflation caused construction costs and interest rates to escalate. The 1974 energy crisis drastically reduced travel, and the accompanying recession curtailed business trips, conferences, and conventions.

Operators of marginal properties quickly fell behind in their mortgage payments, and lenders were forced to foreclose. As lenders became hostelry owners, they either organized work-out departments headed by experienced hoteliers or engaged professional hotel management companies to assume operational responsibilities. Sales data indicate that lenders who were looking for quick sales to remove nonperforming hotel assets from their books had to lower their prices substantially to attract all-cash buyers. Lenders who were willing to hold on to foreclosed hotels and employ professional management to reposition and improve the properties' operation were generally able to recoup their original investments in three to five years, once the industry began to recover. However, even lenders who repositioned their hotels had to take back favorable purchase-money financing to sell the properties because money from other sources was not available.

History has shown that during economic downturns, hotel values generally do not fall in proportion to the properties' declining incomes. Sellers, and particularly lenders who take back hotels through foreclosure, are often unwilling to sell at substantially reduced prices. They are more likely to wait out the downward cycle and dispose of their assets when the market begins to rebound. Thus, appraisers can best reflect market behavior by projecting a facility's net income to a point of recovery and applying the proper discounted cash flow procedure over that time period.

The late 1970s was a period of relative calm for the lodging industry. Because most lenders were recovering from the financial wounds inflicted by

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the 1975 recession, they had little interest in making hotel mortgages. New construction was restrained, and primarily consisted of additions to existing properties and the development of some large, downtown hotels oriented toward the commercial and convention markets. The rebirth of center-city hostelries was a direct result of fuel shortages and the availability of government financing for inner-city redevelopment projects. Highway-oriented properties, on the other hand, were adversely affected by escalating gasoline prices and decreased automobile travel, and these lodging facilities lost some of their appeal among investors and hotel companies.

Decreased building activity, the normal retirement of older hostelries from the market, and an improving economy created a favorable supply and demand relationship and record-high occupancy levels from 1979 to 1980. Average room rates increased rapidly as operators took advantage of the excess demand to recoup earlier losses and keep up with inflation.

After the decline in hotel development during the late 1970s, the environment appeared suitable for a period of renewed expansion. However, the Federal Reserve tightened the money supply in the early 1980s, sending the prime interest rate up to double-digit levels. Most of the projects that were in the preliminary planning stages but lacked sensible financing were put on hold.

Fiscal policy and declining energy prices eventually reduced the national inflation rate. This caused a decline in hotel interest rates beginning in 1983, and suddenly massive amounts of capital were available for real estate investments. Hotel developers who had been out of the market since the mid-1970s rushed to initiate new projects. They were aided by several major real estate development incentives: high occupancies and escalating room rates, readily available debt and equity financing, and unique income tax benefits designed to stimulate the national economy out of a recession.

During the early 1980s, trends were generally favorable for new hotel development. Although the recession caused a decline in lodging demand, many markets showed relatively high occupancy levels. Room rates were usually able to keep up with inflation, and the travel industry was expected to boom as a result of a recovering economy. Franchise sellers signed up new prospects aggressively, using product segmentation to justify the saturation of a market with a common brand.

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Financing was readily available from the savings and loan industry. Following deregulation, these banks were permitted to lend on commercial real estate, such as hotels. Although savings and loans had experience in making loans on single-family homes, few had expertise with commercial properties, and fewer still with hotels. The result was almost identical to the real estate investment trust fiasco the decade before: loan underwriting and administration were inept and sometimes nonexistent, the number of loans made seemed more important than the quality of the real estate and the integrity of the borrower, and short-term funds were often used to finance long-term mortgages. In the early 1990s, the industry suffered the consequences of this lending spree: most major hotel markets became severely overbuilt and many savings and loans went out of business.

Another factor contributing to hotel development in the 1980s was the very favorable treatment provided by income tax regulations. By carefully structuring hotel syndications to take advantage of all available tax benefits, investors could virtually recoup their total cash outlay in the first year and reap additional benefits in the future regardless of the economic success of the underlying asset. Because there was little incentive to justify a transaction's economics (i.e., cash flow and reversionary benefits), a number of syndicators overpaid for hotel properties, took out usurious fees, and overloaded their hotels with debt.

A change in the tax law in the mid-1980s eliminated many of the benefits associated with hotels, but the overbuilding in most markets was either in progress or had already taken place. By the end of the 1980s, the abuses of the savings and loans had become apparent, but it was too late to reverse the overbuilding. Between 1985 and 1990, approximately 556,000 rooms were added to the U.S. hotel supply.

The national economy entered another recession in 1990, and this factor (coupled with overbuilding and the Persian Gulf War in 1991) caused the national hotel occupancy rate to bottom out at 60.9%. In some markets, hotel occupancies were as low as 35%. This supply and demand imbalance was almost identical to the situation in the 1970s that led to numerous hotel failures. As in the REIT days, the number of non-performing loans reached record levels, and lenders moved to a work-out mode of operation in order to foreclose and restructure their hotel investments. Many of the savings and loans were taken over by the government and their hotel assets were sold at auction.

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According to the American Council of Life Insurance, which represents major life insurance companies, the number of delinquent hotel loans and the number of hotel loans in foreclosure peaked in 1991. This trend is undergoing a reversal as the U.S. lodging industry begins to recover. Loan restructuring was an attractive alternative to foreclosure during this period, and the number of loans in good standing with restructured terms almost doubled.

By 1993, new hotel construction had declined significantly. Lenders, trying to get out from under problematic hotel portfolios, curtailed all real estate lending and would not even consider hotels. The tax benefits associated with lodging facilities had been reduced significantly, and passive investors left the hospitality market entirely.

The slowdown in the growth of supply had a beneficial impact on occupancy levels, which started to recover in 1992. Improved occupancies are expected to continue through the late 1990s as increases in lodging demand outpace growth in supply.

Beginning in 1991, many lenders and the Resolution Trust Corporation (RTC) sold their oldest and least desirable hotels at liquidation prices. Because virtually no third-party financing was available, most lenders were forced to take back purchase-money mortgages at favorable terms in order to sell these properties without suffering massive write-downs. The newer and more desirable hotels were not put on the market, because their lenders/owners were waiting for values to recover. This course of action significantly reduced the number of transactions involving good-quality lodging facilities. The following table shows the volume of hotel transactions exceeding $10,000,000 between 1990 and 1995.

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Table 5-1    Summary of Major Hotel Transactions
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Year                        1990       1991     1992     1993     1994     1995
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Number of Transactions       130         54       67       52       92      104
Number of Rooms           40,543     16,427   25,187   19,935   33,503   36,951
Average Price Per Room  $136,000    $91,000  $85,000  $79,000  $80,000  $83,000

                            Source: HVS International

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In 1991, there were only 54 major hotel sales recorded. This number increased to 67 in 1992 and declined to 52 in 1993, then rose dramatically in

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1994 and 1995. During the low-volume years, many sellers remained on the sidelines waiting for values to increase before placing their properties on the market. The jump in 1994 is attributable to a number of factors, including the greater availability of mortgage funds, a return of institutional investors to the market, and a resurgence of investor interest in lodging facilities.

The profile of typical hotel buyers has changed somewhat. During the mid-1980s, when tax-driven syndication's were popular, many hotels were purchased by passive investors who hired management companies to operate their properties. These owners had little involvement in day-to-day management decisions, which occasionally led to poor management and financial losses. Today, most buyers of major hotels are owner-operators who bring with them both the acquisition funds (usually from a joint venture partner) and management expertise. We also note that real estate investment trusts (REITs) and public hotel companies (C-Corps) are actively acquiring hotels using funds from public equity stock offerings.

The supply of new hotel rooms is expected to increase slowly during the next several years. Lenders are beginning to return to the market, and are making some hotel loans based on conservative criteria. Initially, mortgage funds were available mainly to the budget and economy lodging sectors, for the purpose of refinancing existing properties or assisting buyers in acquisitions. Now, a number of lenders are willing to finance new construction for these small, low-end properties. Although financing is also becoming available for the acquisition of large, full-service hotels, very little has been allocated for new construction. At present, active hotel lenders are not necessarily traditional banks and insurance companies, but may include credit companies and Wall Street securities firms.

A number of hotel owners and developers are now constructing budget and economy hotels; a few are planning more upscale, full-service properties. Most lenders are taking a conservative approach to new hotel loans, which should limit new development to those projects that demonstrate true economic feasibility. As a result, severe short-term overbuilding is unlikely.

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Room Rates

The supply and demand relationship has a direct impact on hotel occupancies and an indirect influence on room rate growth. Between 1978 and 1995, hotel room rates increased at an average annual compounded rate of almost 6%. Significant rate growth was recorded during the late 1970s and early 1980s as a result of strong occupancies (70%'s) coupled with a high monetary inflation rate (14%). In recent years, room rate growth slowed as a result of low occupancies and a drop in inflation.

Hotel room rates generally increase faster than the Consumer Price Index (CPI) when occupancies are strong or moving upward. When occupancies are low or declining, room rate growth tends to lag behind the CPI; in some cases, rates may remain flat or actually drop. The following table compares the historical and projected annual increase in hotel room rates in the United States to the change in the national CPI.

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Table 5-2    Percent Change in Average Room Rates Versus CPI - U.S. Hotels
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                               Consumer Price
            Hotel Room Rate        Index               Hotel
Year        Percent Change     Percent Change        Occupancy
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1973              4.2%                6.2%             70.2%
1974              7.6                11.0              64.0
1975              7.3                 9.1              63.7
1976              8.2                 5.7              65.8
1977              8.1                 6.5              67.3
1978             14.0                 7.7              69.2
1979             17.0                11.3              71.9
1980             15.2                13.5              70.6
1981             10.0                10.3              67.9
1982              6.5                 6.2              66.7
1983              5.1                 3.2              64.4
1984              6.9                 4.3              64.0
1985              4.6                 3.6              63.1
1986              3.2                 1.9              62.5
1987              3.6                 3.6              61.9
1988              3.6                 4.1              62.3
1989              3.5                 4.8              63.2
1990              3.0                 5.4              62.4
1991              0.6                 4.2              60.9
1992              1.4                 3.0              62.1
1993              2.8                 3.0              63.1
1994              5.2                 2.6              64.7
1995              4.8                 2.8              65.5
1996*             5.0                 3.0              66.0
1997*             5.5                 3.5              67.0
1998*             6.0                 4.0              68.0
1999*             5.5                 4.0              68.0

               Sources: Smith Travel Research & HVS International
                                  * Projected

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This table shows two periods when hotel room rate growth failed to keep pace with the CPI. From 1973 to 1975, the hotel industry was suffering from overbuilding related to real estate investment trusts, a recession, and a downturn in travel caused by the oil embargo. The second period of slow room rate growth occurred between 1988 and 1993, when the industry was again affected by overbuilding and a weak economy. The table illustrates that during periods of prosperity, room rates are a good hedge against inflation; this was true even when the CPI increased at double-digit levels.

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The projections indicate a strong recovery of room rates as the relationship between supply and demand becomes more favorable. Growth is expected to peak in 1998 at 6%, which is significantly higher than the projected gain in the CPI. This may appear high, but a similar trend occurred in 1978, when room rates rose 14.0% and the CPI increased by only 7.7%.

Hotels are unique because their room rates can be adjusted at any time. Unlike office space, where rents are typically negotiated for a five-year period, hotel operators are free to base rates on occupancy trends. Using sophisticated yield management programs, modern lodging facilities can ride the demand curve and maximize room rates whenever the market permits. As a result, hotels generally offer significant upside potential during periods of economic prosperity.

If lodging facilities can increase room rates faster than the CPI and still maintain occupancies, bottom-line profits usually escalate. If they can raise room rates and occupancy at the same time, profits will grow significantly. The opposite occurs when room rates fail to keep pace with inflation. Because market value is basically a multiple of bottom-line profits, changes caused by fluctuations in occupancy and average rate have a direct impact on value.

Rooms Revenue per Available Room (RevPAR)

The ability of a hotel to maximize its occupancy and room rate is measured in terms of rooms revenue per available room (RevPAR), which is the product of occupancy and average rate. Between 1978 and 1995, RevPAR in the U.S. lodging industry increased at an average annual compounded rate of approximately 5%. As in the case of average rate, most of the increase occurred during the late 1970s, when occupancies escalated rapidly. The only decline in RevPAR occurred in 1991.

Trends in Hotel Sales

HVS International constantly monitors hotel markets in order to collect information on sales of lodging facilities. This comprehensive database is known as the Hospitality Market Data Exchange (HMDE). The HMDE includes more than 90% of all hotel sales that took place during this period.

The HMDE data shows that the number of transactions peaked at 726 in 1986. This strong activity is largely attributable to pending changes in the tax laws, which made it less favorable to own hotels. It is also possible that forward-thinking investors noted the substantial overbuilding and declining economy and decided to bail out at that time. In 1987 and 1990, the

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average sales price per room peaked at $75,000. This was more than twice the 1981 average of $36,000.

Following the 1990 peak, hotel prices fell rapidly as occupancies and profits were eroded by the massive number of hotel rooms entering the market. By 1991, the year of the Persian Gulf War, sales prices had fallen to $38,000 per room. Even the highest price per room declined from the record $1,195,652 (for the sale of the Bel Aire Hotel) to $251,816 in 1992. The market hit bottom in 1993 when the average sales price dropped to $36,000 per room. Prices recovered rapidly in 1994 and 1995 as investors became interested in hotels again and more full-service properties were put on the market. In 1995, the average sales price was $61,000 per room.

The figures presented in the HMDE represent actual sales prices; no attempt was made to adjust for factors such as favorable or unfavorable financing, forced or liquidation sales, bankruptcy sales, foreclosures, and so forth. As a result, the average price per room does not necessarily reflect market value, which assumes a willing buyer and a willing seller. Many of the transactions that took place during the early 1990s involved unwilling sellers - usually lenders who were forced to liquidate hotel portfolios quickly at prices that were below market levels. Most hotel experts agree that a recovery is underway, and they recommend that owners hold their properties until more favorable conditions prevail.

Trends in Hotel Values

A more meaningful indicator of trends in hotel value is the Hotel Valuation Index (HVI), developed by HVS International. This index tracks changes in hotel values in 23 major markets and the nation as a whole. It is developed through an income approach, using market area data provided by Smith Travel Research and operational and capitalization rate information from HVS International, and is indexed to the 1986 U.S.A. value (1.0000). The following table sets forth the HVI from 1986 to 1995.

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Table 5-3    Hotel Valuation Index per Room
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                            Valuation Index Per Room

                    1986       1987        1988        1989     1990      1991      1992      1993       1994      1995
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Honolulu           3.3571     4.0357      4.6964     5.2857    5.3214    4.7857    4.9286    4.2857     4.3929    5.6071
New Orleans        1.5357     1.7500      2.2857     2.3929    2.5000    2.6071    3.2857    3.2500     3.8929    4.4286
New York           3.5714     4.1071      4.6429     4.5357    3.9286    3.0357    2.5714    2.5714     3.1429    4.1071
San Francisco      2.5000     3.0893      3.2500     3.0714    2.9286    2.5714    2.5714    2.9643     3.2143    4.0000
Phoenix            1.2143     1.0714      1.1786     1.5357    1.4286    1.2500    1.5000    1.9643     2.3571    3.2143
San Diego          2.8571     2.3571      2.5714     2.6786    2.3929    2.5357    2.5357    2.2143     2.3571    3.0357
Miami              1.4286     1.6071      1.7321     2.1429    2.1786    2.2500    2.5714    2.7857     2.3214    2.9286
Washington, DC     2.1786     2.1786      2.4464     2.6071    2.2500    1.8571    2.0357    2.5000     2.3929    2.8929
Atlanta            1.0714     1.0179      1.0536     1.0357    1.1429    1.1250    1.2857    1.7857     2.1429    2.6786
Minneapolis        0.7321     0.6964      0.7143     0.7143    0.7857    1.0000    1.2857    1.5714     1.8214    2.1786
Chicago            1.4643     1.5000      1.5714     1.5000    1.4286    1.2143    1.2500    1.5000     1.8571    2.1786
Boston             2.3571     2.7143      2.6071     2.1429    1.8214    1.2500    1.3036    1.3214     1.6071    2.1071
Fort Lauderdale    1.4643     1.2679      1.3214     1.4286    1.4821    1.3571    1.7143    1.8929     1.6071    1.9286
Orlando            1.5000     1.6429      1.9286     2.5000    2.5357    1.8929    2.0714    1.7857     1.6071    1.8929
Denver             0.5357     0.4464      0.4643     0.4821    0.7857    0.9268    1.0357    1.3214     1.5000    1.8571
Dallas             0.5536     0.6250      0.6607     0.7321    0.7857    0.7143    0.9643    1.0357     1.3214    1.7143
USA                1.0000     0.9464      1.0536     1.1250    1.0714    0.9214    0.9929    1.1429     1.3214    1.6071
Los Angeles        2.1071     2.2857      2.3929     2.4643    2.1786    1.5714    1.0714    0.9643     1.1964    1.5000
Tampa              0.8393     0.7679      0.8571     1.1429    1.2857    1.0357    1.0714    1.0357     1.1071    1.3214
Anaheim            1.7679     1.7321      1.7500     1.8571    1.6071    1.2857    0.9642    0.9464     0.8393    1.2500
Houston            0.3571     0.4286      0.6964     0.7857    1.1071    1.1607    1.1429    1.0357     1.0000    1.1786
Philadelphia       1.4643     1.5357      1.4286     1.3214    1.0714    0.6786    0.5714    0.6071     0.7500    1.0714
Norfolk            1.1786     1.0536      0.9286     0.7857    0.6429    0.5357    0.6071    0.6429     0.7500    0.9643
Riverside          0.9643     1.2143      1.5714     1.7143    1.4643    1.2500    0.7857    0.5357     0.4286    0.5357

                           Source: HVS International

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The HVI can be used to show the value change in a particular market over time or to show the relative difference in hotel values in various cities. The following table shows the annual change in hotel values in 23 major markets and the United States as a whole.

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Table 5-4    Percent Change in the Hotel Valuation Index
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                              Annual Percent Change

                   '86-87   '87-88  '88-'89   '89-'90  '90-'91  '91-'92  '92-'93   93-'94  '94-'95  '86-'95
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Honolulu             20 %     16 %     13 %       1 %    -10 %      3 %    -13 %       3 %     28 %     67 %
New Orleans          14       31        5         4        4       26       -1        20       14      188
New York             15       13       -2       -13      -23      -15        0        22       31       15
San Francisco        24        5       -5        -5      -12        0       15         8       24       60
Phoenix             -12       10       30        -7      -13       20       31        20       36      165
San Diego           -18        9        4       -11        6        0      -13         6       29        6
Miami                12        8       24         2        3       14        8       -17       26      105
Washington, DC        0       12        7       -14      -17       10       23        -4       21       33
Atlanta              -5        4       -2        10       -2       14       39        20       25      150
Minneapolis          -5        3        0        10       27       29       22        16       20      198
Chicago               2        5       -5        -5      -15        3       20        24       17       49
Boston               15       -4      -18       -15      -31        4        1        22       31      -11
Fort Lauderdale     -13        4        8         4       -8       26       10       -15       20       32
Orlando              10       17       30         1      -25        9      -14       -10       18       26
Denver              -17        4        4        63       18       12       28        14       24      247
Dallas               13        6       11         7       -9       35        7        28       30      210
USA                  -5       11        7        -5      -14        8       15        16       22       61
Los Angeles           8        5        3       -12      -28      -32      -10        24       25      -29
Tampa                -9       12       33        12      -19        3       -3         7       19       57
Anaheim              -2        1        6       -13      -20      -25       -2       -11       49      -29
Houston              20       62       13        41        5       -2       -9        -3       18      230
Philadelphia          5       -7       -8       -19      -37      -16        6        24       43      -27
Norfolk             -11      -12      -15       -18      -17       13        6        17       29      -18
Riverside            26       29        9       -15      -15      -37      -32       -20       25      -44

                           Source: HVS International

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On a national basis, hotel values rose in 1988 and 1989, then declined in 1990 and dropped by 14% in 1991. A turnaround commenced in 1992, when values increased by 8%; still greater increases of 15% in 1993, 16% in 1994, and 22% in 1995 signaled that a recovery was well underway. In the case of the individual cities, it is obvious that the movement in national hotel values has been offset somewhat by trends in local markets. Between 1986 and 1995, Riverside hotels lost more than 40% of their value, while San Francisco showed a 60% increase. Anaheim, Los Angeles, and Philadelphia also suffered significant drops.

Future Trends

Most hotel owners, operators and lenders agree that the U.S. lodging industry has emerged from one of the worst periods since the Depression of 1929. Today, there are many indications that signal a strong recovery is underway, and most hotels have experienced a dramatic rise in profitability. Conversely, the hotel industry remains cyclical, and there are long-term trends and risk factors that could have an unfavorable impact on the operating results and investment potential of lodging facilities. The following

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list summarizes the positive and negative factors that are likely to influence the U.S. lodging industry in coming years.

o No significant amount of new hotel development is likely to occur during the next three to five years. Lenders stopped financing new hotels in the early 1990s because of the high rate of loan defaults, and they are only now starting to make construction loans. Although mortgage funds are available to refinance existing properties and construction loans are being made for economy hotels, mortgages for new hotels in the mid-rate, first-class, and luxury categories are still difficult to secure. This lack of financing is major barrier to entry, and will prevent a number of proposed projects from moving forward. With only a slow increase in supply, hotel occupancies should rebound as fast as the growth in demand permits.

o An additional barrier to entry is the current discrepancy between market values and replacement costs for first-class and luxury hotels. In today's market, many upscale hotels are still selling for prices that are below what it would cost to develop a comparable hotel. As a result, there is little justification for building a new hotel when a similar, existing facility is available for sale at some fraction of the cost. Until the gap between market value and replacement cost narrows, there will be minimal new hotel construction in the upper-tier segments. The market values and replacement costs of budget and economy hotels have been in equilibrium for several years which is another reason why new development is proceeding in these segments.

o The U.S. economy continues to improve, which suggests that more people are traveling. Many people curtailed their travel plans during the recent recession, and there is likely to be pent-up demand that will be released as consumer confidence escalates.

o Minimal additions to the hotel supply coupled with growth in demand should result in further improvement in occupancies during the next several years.

o As shown by the historical data, hotel room rates rise rapidly as occupancies escalate. The most frequent complaint that owners and operators had during the recent recession was their inability to achieve average rate gains. Starting in 1994, gains in hotel room rates returned to levels in excess of inflation, foreshadowing enhanced profitability. In real dollars, hotel room rates are expected to return to 1988 levels by 1998. This

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is a good indication that hotel values will return to record levels in the next two to four years.

o The low cost of capital is another factor that tends to enhance value. Because capitalization rates are tied directly to the price of capital, the lower the cost, the lower the cap rate and the higher the value. The cost of hotel debt capital averaged 10.5% in 1990. Today, similar financing is available at 8.5% to 9.5%. Recent hotel sales support the downward trend in capitalization rates.

o Government regulations are becoming increasingly expensive for the U.S. hotel industry. A national health care policy could force small operators to provide better benefits for many more employees, particularly the part-time workers who are used extensively by hotels and restaurants. Environmental laws are becoming stricter and will require hotels to implement recycling, reuse, and conservation procedures. Congress has limited deductions for meals and entertainment expenses, which increases the cost of doing business in hotels and restaurants. Local municipalities use hotel rooms taxes as a source of revenue for general use, and the hotel rooms tax is so high in some areas that it has driven away demand. This is particularly true with respect to meetings and conventions, which can be held in cities that tax accommodations at a lower rate.

o Improved technology is rapidly changing the way business is conducted. During the next decade, advances such as video communication, enhanced data transfer, and faster transportation are expected to limit the need for face-to-face meetings and shorten the time that executives are away from their offices. Commercial hotels are bound to be influenced by this trend.

Conclusion

Interest in hotel acquisition has increased significantly during the past several years. Buyers have concluded that future earnings trends are likely to be favorable, and the risks posed by overbuilding or an economic downturn are small. Some sellers are holding their properties until prices reach a higher level. Consequently, we believe there is pent-up desire to sell once prices begin to approach levels that allow the existing (or restructured) debt to be paid off.

The fact that numerous buyers are chasing very few acquisition opportunities has had a favorable impact on recent sales prices. For buyers to be successful in this highly competitive market, their projected operating results

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must take into account at least a portion of any upside created from improved performance, particularly if the improvement can be readily achieved through management efficiencies. Capitalization rates based on historical operating income have fallen during the past several years. Hotel buyers in today's market must be aggressive in all of their acquisition assumptions. As a result, hotel values in some parts of the country are approaching the levels registered during the mid-1980s, and a full recovery is expected to occur in the next two to four years.

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6. Lodging Market Supply and Demand Analysis

MARKET FOR TRANSIENT ACCOMMODATIONS

The market for transient accommodations is an all-encompassing term referring to the many types of travelers who use lodging facilities in a given area. These travelers represent the market's accommodated room night demand. This section will begin with an analysis of historical demand trends to determine what changes have occurred; the historical number of competitive hotel rooms will then be estimated to evaluate local supply trends. Areawide occupancy levels can be calculated based on the number of hotel rooms available in the market and the demand for lodging accommodations. The total hotel room night demand will be divided into individual market segments to allow us to forecast growth rates based on the economic and demographic data set forth earlier in this report.

Historical Supply and Demand Data

Smith Travel Research (STR) has compiled historical supply and demand data for the subject property and its competitors. This information is presented in the following table, along with the marketwide occupancy, average rate, and rooms revenue per available room (RevPAR). RevPAR is calculated by multiplying occupancy by average rate, and provides an indication of how well rooms revenue is being maximized.

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Table 6-1    Historical Supply and Demand Trends (STR)
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                                1989        1990         1991        1992          1993         1994         1995
---------------------------------------------------------------------------------------------------------------------
Number of Rooms                3,161       3,389        3,433        3,433        3,433        3,433        3,433
Annual Guestroom Supply    1,153,765   1,236,997    1,253,045    1,253,045    1,253,045    1,253,045    1,253,045
Percent Change                    --         7.2%         1.3%         0.0%         0.0%         0.0%         0.0%

Room Night Demand            838,821     830,993      816,507      813,045      844,602      865,872      861,062
Percent Change                    --        (0.9)%       (1.7)%       (0.4)%        3.9%         2.5%        (0.6)%

Occupancy                       72.7%       67.2%        65.2%        64.9%        67.4%        69.1%        68.7%
Percent Change                    --        (7.6)%       (3.0)%       (0.4)%        3.9%         2.5%        (0.6)%

Average Rate                  $68.93      $70.98       $71.55       $72.99       $74.14       $77.13       $79.76
Percent Change                    --         3.0%         0.8%         2.0%         1.6%         4.0%         3.4%

RevPAR                        $50.11      $47.68       $46.62       $47.36       $49.97       $53.30       $54.81
Percent Change                    --        (4.9)%       (2.2)%        1.6%         5.5%         6.7%         2.8%

                              Year-to-Date September    Avg. Annual
                             ------------------------   Comp. Change,
                                 1995        1996          1989-95
---------------------------------------------------------------------

Number of Rooms                 3,433       3,433
Annual Guestroom Supply       937,209     937,209
Percent Change                     --         0.0%             1.4%

Room Night Demand             673,125     643,084
Percent Change                     --        (4.5)%            0.4%

Occupancy                        71.8%       68.6%
Percent Change                     --        (4.5)%           (0.9)%

Average Rate                   $79.64      $82.14
Percent Change                     --         3.1%             2.5%

RevPAR                         $57.20      $56.36
Percent Change                     --        (1.5)%            1.5%


Note: Additions to supply in 1990 and 1991 represent the opening of the 272-room
                      Courtyard by Marriott in Crystal City

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It is important to note some limitations of the STR data. Hotels are occasionally added to or removed from the sample, and not every property reports data in a consistent and timely manner; these factors can influence the overall quality of the information by skewing the results. These inconsistencies may also cause the STR data to differ from the results of our competitive survey. Nonetheless, we find that hotel buyers often rely on STR statistics, and thus they are considered relevant to this study.

Supply remained relatively stable from 1989 to 1996, with the exception of the opening of the 272-room Courtyard by Marriott in March of 1990. Because the hotel did not open at the beginning of a calendar year, the STR survey phases its room count into the supply in 1990 and 1991, resulting in supply increases of 7.2% and 1.3% in those years. Demand fluctuated somewhat during the historical period; there were slight declines (of 0.9% in 1990, 1.7% in 1991, and 0.4% in 1992, which were followed by moderate increases of 3.9% in 1993 and 2.5% in 1994. The decrease from 1990 through 1992 reflects the national recession and the Persian Gulf War, which both causes a downturn in travel throughout the country. As the economy improved in 1993 and 1994, demand growth resumed. However, demand declined again (by 0.6%) in 1995, and year-to-date September figures show a 4.5% drop from 1995 to 1996. These decreases are largely the result of two relatively unusual factors: the severe winter in 1995/96 and the government shut-down that occurred in early 1996. We also note that moderate government downsizing has had an impact on demand. Overall, room night demand rose at a minimal average annual compounded rate of 0.4% between 1989 and 1995, reflecting the long-term stabilization of the market.

Occupancy fluctuations mirrored changes in demand except in 1990 and 1991, when there was slight supply-side dilution resulting from the opening of the Courtyard by Marriott. In those years, occupancy declined more significantly than demand, falling by 7.6% and 3.0%. These decreases resulted in overall marketwide occupancy levels of 67.2% in 1990 and 65.2% in 1991. The market has yet to regain the above-70% occupancy levels that were apparent in the late 1980s.

Marketwide average rates increased at moderate rates ranging from 0.8% to 4.0% from 1989 to 1995, and outpaced occupancy and demand gains. Year-to-date September statistics indicate that rates continued to rise, with a 3.1% gain registered from 1995 to 1996. Overall, average rate increased at an average annual compounded rate of 2.5% between 1989 and 1995. By virtue of the consistent rate increases, the market's 1995 average rate and RevPAR

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levels of $79.76 and $54.81 are the highest achieved during the historical period.

Like average rate, marketwide RevPAR increased at a moderately from 1989 to 1995, at an average annual compounded rate of 1.5%. The largest gains of 5.5% and 6.7% were achieved in 1993 and 1994, respectively. Year-to-date September data show a 1.5% decline, from $57.20 in 1995 to $56.36 in 1996. The overall stability of RevPAR levels again underscores the maturity of the local lodging market; however, we do note that both average rate and RevPAR growth were lower than the prevailing inflation rate on an average annual compounded basis.

Demand Analysis Using Market Segmentation

For the purpose of demand analysis, the overall market is divided into individual segments based on the nature of travel. Although a market may have various segments, the three primary classifications occurring in most areas are commercial, meeting and group, and leisure.

Market segmentation is a useful procedure because individual classifications often exhibit unique characteristics in terms of growth potential, seasonality of demand, average length of stay, double occupancy, facility requirements, price sensitivity, and so forth. By quantifying the room night demand by market segment and analyzing the characteristics of each segment, the overall demand for transient accommodations can be projected. Lodging demand in the subject property's market is generated primarily by the following four market segments.

                     Segment 1      Commercial
                     Segment 2      Meeting and Group
                     Segment 3      Leisure
                     Segment 4      Government

Based on our fieldwork, area analysis, and knowledge of the local lodging market, we estimate the year-end 1996 distribution of accommodated hotel room night demand as follows.

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Table 6-2    Estimated Year-End 1996 Accommodated Room Night Demand
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                                       Marketwide           Subject Property
                              --------------------------  ----------------------

                              Accommodated      Percent   Accommodated  Percent
Market Segment                  Demand          of Total     Demand     of Total
--------------------------------------------------------------------------------

Commercial                       71,000           13%       12,000         28%
Meeting and Group               161,000           29        23,000         53
Leisure                         155,000           28         5,000         12
Government                      163,000           30         3,000          7
--------------------------------------------------------------------------------
Total                           551,000          100%       43,000        100%

--------------------------------------------------------------------------------

As illustrated by the preceding table, government demand predominates in the market, contributing 30% of the estimated year-end 1996 room night demand. Meeting and group demand followed with a 29% share, leisure travelers accounted for 28%, and commercial guests constituted the smallest segment, at 13%.

The subject property's demand segmentation differs from that of the competitive market to some degree. Approximately 53% of the Ramada's occupancy is derived from meetings and groups, reflecting the large volume of tour and travel business that the hotel accommodates. Lower-end commercial business contribute another 28%, and leisure travelers comprise 12% of the total. The government segment produces only 7% of the subject property's occupancy. Using the distribution of accommodated hotel demand as a starting point, we will analyze the characteristics of each market segment in an effort to determine future trends in room night demand.

Commercial Segment

The commercial segment consists of businesspeople who are visiting various firms in the subject property's market. For the most part, business travelers are not particularly rate-sensitive, and they often use a hotel's food and beverage outlets and recreational facilities. Washington, DC, which is situated only six miles northeast of the Ramada, is a major national and international center for financial, commercial, and political activity.

Commercial demand is strongest Monday through Thursday nights, declines significantly on Friday and Saturday, and increases somewhat on Sunday. The typical length of stay ranges from one to three days, and the rate of double occupancy is a low 1.2 to 1.3 people per room. Commercial demand is relatively constant throughout the year, although some declines

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are noticeable in late December and during other holiday periods. In general, the commercial segment represents a highly desirable and lucrative market that provides a consistent level of demand at relatively high room rates.

According to local hotel operators, the year following a presidential election year is usually strong, particularly if there is a change in administration; for this reason, we project a 1.0% increase in commercial demand in 1997, slowing to a growth rate of 0.5% annually in subsequent years.

Meeting and Group Segment

The meeting and group market includes meetings, seminars, trade association shows, and similar gatherings of ten or more people. Peak convention demand typically occurs in the spring and fall. Because of vacations, the summer months represent the slowest period for this market segment; winter demand varies. The average length of stay for typical meetings and groups ranges from three to five days. Most groups meet during the weekday period of Monday through Thursday, but associations and social groups will sometimes gather on weekends. Business groups tend to have a low double occupancy of 1.3 to 1.5 people per room, while social groups are likely to have double occupancy rates ranging from 1.5 to 1.9.

Meeting and group patronage is generally quite profitable for hotels. Although room rates are discounted for large groups, the property benefits from the use of meeting space and revenues generated by in-house banquets and cocktail receptions. Facilities that are necessary to attract meetings and groups include function areas with adequate space for breakout, meals, and receptions; recreational amenities; and a sufficient number of guestrooms to house the attendees.

Future meeting and group demand is closely related to growth in the commercial segment. Because most meetings have either a direct or an indirect business purpose, the economic considerations that have an impact on commercial travel also affect meeting and group demand. The exception is non-commercial meetings, which are tied to the economic factors that influence leisure travel. It should be noted that meetings and group demand is booked in advance, and thus growth in this segment tends to lag slightly behind increases in commercial demand.

Most of the meeting and group demand in the subject property's area is generated by associations. Alexandria is the nation's fourth-largest center for trade and professional associations, outranked only by Washington,

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New York, and Chicago. The city is home to nearly 300 national trade and professional associations, more than the State of Maryland and more than all of the other communities in Virginia combined. Nearby Washington, DC houses the headquarters of more than 2,000 trade and professional associations. There are also numerous labor organizations, institutions, and non-profit foundations operating in the market area, and all of them hold meetings, seminars, and receptions on a regular basis. Many have employee or social clubs that often book repeat business at hotels that have hosted one of their meetings.

The Washington, DC Convention Center plays a major role in attracting group business to the area; however, the center's relatively small size has discouraged a considerable amount of association and convention business. We also note that the significant number of hotels available in the District of Columbia limits the influence of the convention center on the subject property's market. Hotels in downtown Washington tend to fill first during citywide conventions, and outlying properties such as the Ramada receive only a limited amount of overflow. It should be noted that activities related to the elections and inaugurals in 1997 should result in a short-term increase in meeting and group business.

Tour and travel business is an important component of the meeting and group demand accommodated by the subject property. Elementary and high school groups such as American Student Travel and Lakeland Tours consistently contribute a significant portion of the subject property's overall demand. Management representatives indicate that a major effort is underway to reposition the property toward the government segment at the expense of tour and travel demand (and, to a lesser extent, airline demand); traditionally, the Ramada has lagged the market in terms of the amount of high-rated government demand it captures and led the market in the low-rated tour and travel segment. This has placed downward pressure on the hotel's overall average rate. Based on the economic and demographic data summarized earlier in this report, we estimate that meeting and group demand in the subject property's market will increase by 1.0% in 1997 and by 0.5% annually thereafter.

Leisure Segment

The leisure market segment consists of individuals and families who are spending time in the area or passing through en route to other destinations. Their travel purposes may include sightseeing, recreation, visiting friends and relatives, or numerous other non-business activities. Leisure demand is strongest Friday and Saturday nights and all week during holiday periods

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and the summer months. These peak periods are negatively correlated with commercial visitation, underscoring the stabilizing effect of capturing weekend and summer tourist travel. The typical length of stay ranges from one to four days, depending on the destination and travel purpose, and the rate of double occupancy generally ranges from 1.8 to 2.5 people per room.

Leisure travelers tend to be the most price-sensitive segment of the lodging market, because their trips are funded by discretionary income. They often prefer low-rise accommodations where parking is convenient to the rooms, and they typically demand extensive recreational facilities and amenities. Ease of highway access and proximity to tourist attractions are important locational considerations.

In the subject property's area, leisure demand is generated by the multitude of museums, monuments, historical sites, government offices, cultural activities, and educational institutions greater Washington metropolitan area. This demand may consist of individuals, families, tour groups, or international travelers who stay overnight while on vacation, traveling through, or visiting friends and relatives. Because of the nature of this travel, leisure demand is strongest during the summer and on spring and fall weekends. We believe that the subject property's proximity to the nation's capital and historic Old Town Alexandria will continue to ensure a base level of leisure-oriented visitation.

Future leisure demand is related to the overall economic health of the nation. Trends showing changes in state and regional unemployment and disposable personal income often have a strong impact on non-commercial visitation. Traffic counts on nearby highways and attendance at local attractions can also form a basis for projections. We forecast leisure demand to increase by 1.0% in 1997 and by 0.5% annually throughout the remainder of the projection period.

Government

By virtue of its proximity to the Pentagon and several government-occupied office buildings, there is a significant amount of government demand in the subject property's immediate market. Contractors visiting the Pentagon represent a significant portion of these travelers. The government market segment shows little seasonality (except during election years) and it is similar to the commercial segment in terms of average length of stay and double occupancy. Government demand provides a consistent level of demand even during economic downturns, and is most prevalent in state capitals or near firms and businesses that do a substantial amount of

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government contract work. As noted earlier, the subject property's management representatives are working to increase the amount of government demand accommodated by the Ramada, thus displacing tour and travel business and some airline patronage.

Based on the economic and demographic data summarized earlier, we estimate that government-oriented hotel demand in the subject property's market rose at rates of 3% to 5% per year during the 1980s. With the recent slowdown in federal government growth, there has also been a reduction in government hotel demand. Because the year following a presidential election tends to be strong, we project government demand to increase by 1.0% in 1997 and 0.5% annually in subsequent years.

Growth Rates

The purpose of segmenting the lodging market is to define each major type of demand, identify customer characteristics, and estimate future growth trends. Starting with an analysis of the local area, four segments were defined as representing the subject property's lodging market. Various types of economic and demographic data were then evaluated to determine their propensity to reflect changes in hotel demand. Based on this procedure, we forecast the following average annual compounded market segment growth rates.

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Table 6-3    Average Annual Compounded Market Segment Growth Rates
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                                        1997           Thereafter
-----------------------------------------------------------------
Commercial                               1.0%            0.5%
Meeting and Group                        1.0             0.5
Leisure                                  1.0             0.5
Government                               1.0             0.5

Overall Annual Growth                    1.0%            0.5%

--------------------------------------------------------------------------------

These growth rates will be used in subsequent sections of this study to forecast changes in lodging demand.

COMPETITION

An integral component of the supply and demand relationship that has a direct impact on the availability of lodging demand is the current and anticipated supply of competitive lodging facilities. Numerous hotels and motels are situated throughout the greater Washington, DC metropolitan area. The subject property is located in the Alexandria/Arlington market (which includes the hotels surrounding National Airport), which is situated

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roughly three to six miles south of Washington, DC. Other concentrations of lodging facilities are located in downtown Washington, near Dulles International Airport, and in Tysons Corner, Virginia (northwest of the Ramada).

We have identified six properties that are considered primarily competitive with the Ramada Plaza Pentagon. Including the subject property, these primary competitors total 1,634 rooms. Four additional lodging facilities are judged to be only secondarily competitive; although the facilities, rate structures, or market orientations of these hotels prevent their inclusion among the primarily competitive supply, they do compete with the subject property to some extent. The room count of each secondary competitor has been weighted to reflect the degree to which it competes with the Ramada Plaza Pentagon; the aggregate weighted room count of the secondary competitors is 642.

Primary Competitors

The following table summarizes the important operating characteristics of the primary competitors and the aggregate secondary competitors. This information was compiled from personal interviews, inspections, lodging directories, and our in-house library of operating data. The table also sets forth each property's penetration factors; penetration is the ratio between a specific hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, the property is performing better than the market as a whole; conversely, if the penetration is less than 100%, the hotel is performing at a level below the marketwide average.

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Table 6-4    Primary Competitors and Aggregate Secondary Competitors
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                                                             Square Footage            Estimated 1996
                                                          ----------------------      Market Segmentation
                                                                       Meeting      -------------------------
                                        Year    No. of     Meeting      Space               Mtg. &
Property/Location                      Opened    Rooms      Space      per Room     Comm.   Group   Leisure  Govt.
---------------------------------------------------------------------------------------------------------------------

Ramada Plaza Pentagon
     4641 Kenmore Ave.                  1975      193        6,344          33      28 %     55 %     11 %     6 %
Holiday Inn - Eisenhower
     2460 Eisenhower Ave.               1970      201        3,300          16      15       40       25      20
Best Western Arlington Inn & Tower
     2480 S. Glebe Rd.                  1967      326        5,200          16       5       35       35      25
Hampton Inn
     4800 Leesburg Pike                 1987      130          350           3      15        5       45      35
Ramada Plaza Old Town
     901 N. Fairfax St.                 1974      258       10,250          40       5       40       20      35
Days Inn - Crystal City
     2000 Jefferson Davis Hwy.          1965      247        5,800          23      15       20       35      30
Howard Johnson - National Airport
     2650 Jefferson Davis Hwy.          1973      279        5,700          20      10       20       35      35

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Sub-Totals and Averages                         1,634        5,278          22      12 %     31  %    30 %    27  %

Secondary Competitors                                                               14       25       25      36
---------------------------------------------------------------------------------------------------------------------

Totals and Averages                                                                 13 %     29  %    28 %    30  %
---------------------------------------------------------------------------------------------------------------------

                                               Estimated 1995                                   Estimated 1996
                                       ---------------------------   --------------------------------------------------------------
                                                 Average                              Average              Occupancy      Yield
Property/Location                      Occ.        Rate     RevPAR         Occ.        Rate      RevPAR    Penetration  Penetration
-----------------------------------------------------------------------------------------------------------------------------------

Ramada Plaza Pentagon
     4641 Kenmore Ave.                59.3 %     $61.29      $36.34        60.0 %     $66.00     $39.60      90.5 %        76.5 %
Holiday Inn - Eisenhower
     2460 Eisenhower Ave.             78.0        72.00       56.16        76.0        69.00      52.44     114.6         101.2
Best Western Arlington Inn & Tower
     2480 S. Glebe Rd.                58.0        58.00       33.64        58.0        57.00      33.06      87.5          63.8
Hampton Inn
     4800 Leesburg Pike               81.0        79.00       63.99        79.0        80.00      63.20     119.2         122.0
Ramada Plaza Old Town
     901 N. Fairfax St.               68.0        86.00       58.48        65.0        88.00      57.20      98.1         110.4
Days Inn - Crystal City
     2000 Jefferson Davis Hwy.        67.0        80.00       53.60        69.0        83.00      57.27     104.1         110.6
Howard Johnson - National Airport
     2650 Jefferson Davis Hwy.        70.0        65.00       45.50        65.0        72.00      46.80      98.1          90.4

-----------------------------------------------------------------------------------------------------------------------------------
                                      67.4 %     $71.34      $48.11        66.1 %     $73.29     $48.43      99.7 %        93.5 %

                                      69.0        86.71       59.83        67.0        90.35      60.53     101.1         116.9
-----------------------------------------------------------------------------------------------------------------------------------

                                      68.0 %     $75.77      $51.52        66.3 %     $78.14     $51.80     100.0 %       100.0 %


-----------------------------------------------------------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                COMPETITION MAP

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Our survey of the primary competitive hotels shows a representation of nationally recognized, franchised lodging chains controlling 1,634 rooms in the area. The size of these properties ranges from 130 to 326 rooms, and their average age is roughly 23 years. We estimate the year-end 1996 market segmentation of the primary competitors at 31% meeting and group, 30% leisure, 27% government, and 12% commercial.

We estimate the year-end 1996 occupancy and average rate of the primary competitors at 66.1% and $73.29, yielding RevPAR of $48.43. The Hampton Inn maintains the highest occupancy in the market (at 79.0%), followed by the Holiday Inn - Eisenhower (at 76.0%). The 1996 occupancies of the Ramada Plaza Old Town, the Days Inn - Crystal City, and the Howard Johnson - National Airport are estimated at 65%, 69%, and 65%, respectively, while the subject property and the Best Western maintain levels of 60% and below. The Ramada Plaza Old Town and the Days Inn achieve the highest rates (estimated at $88 and $83, respectively, as of year-end 1996), while the subject property's estimated rate of $66 is the second-lowest (surpassing only that of the Best Western). The Ramada Plaza Pentagon's estimated year-end 1996 RevPAR of $39.65 is well below the average of $48.43 set by the primary competitors. Each primary competitor was inspected and evaluated, and descriptions of our findings are presented below.

Holiday Inn - Eisenhower

The 201-room Holiday Inn - Eisenhower is located southeast of the subject property and just south of downtown Alexandria, adjacent to the Eisenhower Avenue Metro stop. This hotel, which opened in 1970, features the Eisenhower Station Restaurant, which offers American cuisine for breakfast, lunch, and dinner. The Eisenhower Station Lounge offers a lighter menu and nightly entertainment. The Holiday Inn is owned and operated by Hoffman Enterprises, which is based in Alexandria.

Meeting space consists of one 3,300-square-foot room that can seat 250 people; this facility can be divided into smaller sections. An extensive renovation of the entire hotel was completed in 1992; according to management representatives, this upgrading was needed to allow the Holiday Inn to remain competitive in the market. At present, the hotel is undergoing a cosmetic refurbishment.

Amenities available at this property include complimentary in-room coffee and non-smoking rooms; units are equipped with an iron, a hair dryer, and a remote-control color television with cable. Recreational facilities consist of

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an indoor swimming pool and an exercise room. Complimentary shuttle service is provided to and from Washington National Airport and Old Town Alexandria, and all parking is free. Given its relatively proximate location and similarity in terms of physical facilities, we believe that the Holiday Inn - Eisenhower will continue to compete with the Ramada Plaza.

Best Western Arlington Inn & Tower

The 326-room Best Western Arlington Inn & Tower is situated roughly one and three-quarter miles northeast of the subject property, at the intersection of I-395 and Glebe Road. This location is roughly two miles south of the Pentagon. Guestrooms are housed in a two-story structure (205 units) and in a seven-story tower that was added ten year ago (121 units). The Best Western, which opened in 1967, is operated by Bernstein Companies and is privately owned.

Although the Best Western's public space and guestrooms are in need of renovation, there were only tentative refurbishment plans at the time of our fieldwork. The hotel's poor condition of the property explains its poor occupancy and average rate performance in comparison to that of its primary competitors. Food and beverage service is provided by a restaurant and lounge that serves a variety of American fare for breakfast, lunch, and dinner.

Meeting space at the Best Western totals approximately 5,200 square feet, which is comparable to the inventory available at the subject property. The hotel offers nine conference rooms, the largest of which accommodates 200 guests. Amenities include climate-controlled guestrooms equipped with telephones, radios, and remote-control color television with cable. Additional facilities include an outdoor swimming pool, a gift shop, a game room, and an exercise room. Complimentary shuttle service is offered to and from Washington National Airport, the Metro station at the Pentagon, Crystal City, and the Pentagon City Mall.

As a result of this property's poor condition, high sales staff turnover, and poor reputation, the Ramada Plaza is expected to continue to outperform the Best Western in the future, particularly given the subject property's recent renovation and ongoing efforts to reposition the hotel in the market.

Hampton Inn

The 103-unit Hampton Inn is located along Leesburg Pike, west of I-395 and approximately one mile north of the subject property. This limited-service hotel, which opened in April of 1987, does not offer the scope of facilities and amenities available at most of the primary competitors. In addition to

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guestrooms, facilities include one meeting room, a small lobby seating area, an exercise room, and an outdoor swimming pool; a complimentary continental breakfast is offered to all guests. At the time of our inspection, guestrooms appeared to be in good condition. The Hampton Inn is owned and operated by Brantley Enterprises, which is based in Fairfax County.

A major renovation of the hotel is scheduled to commence in November of 1996, immediately following the presidential election. Guestrooms will receive new soft goods, bathrooms will be retiled, and new soft goods will be installed in the lobby seating area. There have also been discussions regarding the possibility of converting the hotel's single meeting room into a king suite with a Murphy bed. Management representatives hope that the upcoming refurbishment will help to solidify the Hampton Inn's role as the occupancy leader among the primary competitors.

This property derives a majority of its occupancy from leisure travelers and the government segment, largely as a result of its favorable location near a plethora of retail outlets, restaurants, mini-malls, and the Skyline complex (which features a large health club, numerous office buildings, and one of the largest malls in the area). The Hampton Inn competes with the subject property on the basis of its location, brand name identification, and strong reservation system. We estimate the Hampton Inn's year-end 1996 occupancy and average rate at 79% and $80, yielding RevPAR of $63.20 (the highest level among the primary competitors).

Ramada Plaza Old Town

The Ramada Plaza Old Town is located approximately three and one-half miles east of the subject property, at the intersection of North Fairfax Street and Canal Center Plaza. The 12-story property was constructed in 1974 and is privately owned and operated. In addition to 258 guest units, the Ramada Plaza Old Town offers a restaurant, a lounge, a gift shop, a rooftop swimming pool, and roundly 10,250 square feet of meeting space, including an executive boardroom. Some guestrooms also provide attractive river views. Management representatives report that a significant renovation of virtually all areas of the hotel was completed in 1994; our inspection revealed that the public areas and guestrooms were in moderately good condition.

Although the Ramada Plaza Old Town caters to those leisure travelers who are primarily interested in visiting the historic sites in Old Town Alexandria (whereas the subject property tends to appeal to those destined for Washington, DC) the two hotels compete as a result of their shared chain

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affiliation and resultant competition for demand generated by the central reservation system. This hotel derives a majority of its demand from the meeting and group segment, primarily as a result of its large inventory of function space. We estimate the year-end 1996 average rate of this hotel at $88, which is the highest among the primary competitors.

Days Inn - Crystal City

The 247-room Days Inn is located just west of National Airport in the immediate vicinity of the Howard Johnson and the Courtyard by Marriott, approximately three and one-half miles northeast of the subject property. In addition to guestrooms, the Days Inn offers a restaurant, a lounge, a rooftop swimming pool, a gift shop, and approximately 5,800 square feet of meeting space.

Generally, the Days Inn has been well maintained, and the facilities appear to be in average condition. The last major renovation occurred in 1993, and included the replacement of guestroom soft goods and a complete upgrade of all public areas. This is the oldest of the primary competitors, having opened in 1965, but because most of the hotels are older properties, we do not believe that this is a significant disadvantage.

Despite its relatively distant location, the Days Inn competes with the subject property as a result of its rate structure, services, amenities, and market orientation. The property derives a majority of its room night demand from the leisure segment. The Days Inn affiliation is comparable to those of the other HFS-affiliated properties in the competitive set (the two Ramadas and the Howard Johnson) in that it is highly recognizable but it is generally not associated with first-class hotels. Nonetheless, this property's estimated year-end 1996 average rate of $83 is the second-highest among the primary competitors.

Howard Johnson - National Airport

The 279-room Howard Johnson is the second-largest of the primary competitors, and is owned and operated by the B.F. Saul Company. As noted earlier, Howard Johnson is a member of the HFS family, and is well recognized in the industry by virtue of its longevity. This hotel is located on Jefferson Davis Highway, approximately three and one-half miles northeast of the subject property and in close proximity to the Days Inn and the Courtyard by Marriott.

In addition to guestrooms, the Howard Johnson contains a leased restaurant and approximately 5,700 square feet of meeting space. Other amenities include an executive level, hospitality suites, in-room coffeemakers, an

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exercise room, a gift shop, in-room voice mail, and an outdoor swimming pool. It should be noted that this property reportedly charges guests a daily fee for parking, which is considered a slight disadvantage because free parking is available at the other primary competitors.

Despite its somewhat distant location, the Howard Johnson competes with the Ramada Plaza as a result of its rate structure, services, amenities, and market orientation. The property was in average condition at the time of our fieldwork. The last renovation took place in 1995, and involved recarpeting the public areas, upgrading the bathrooms, and the addition of several amenities. The Howard Johnson derives a majority of its occupancy from the leisure segment and government travelers. Although its 1995 average rate was the third-lowest among the primary competitors, it is estimated to have achieved an impressive rate gain of $7 in 1996 (to reach $72), thus surpassing the Holiday Inn - Eisenhower.

Secondary Competitors

The 495-room Radisson Plaza Hotel at Mark Center is a large, well-maintained property that features an attractive glass guestroom tower. It is located just west of the intersection of I-395 and Seminary Road. This location is only a quarter of a mile west of the subject property, making the Radisson the competitor that is geographically closest to the subject property. By virtue of its extensive function space, this hotel derives a majority of its demand from the meeting and group segment, although it also accommodates a significant percentage of government travelers. We consider the Radisson Plaza to be 50% competitive with the subject property.

The Doubletree - National Airport is located approximately six miles northeast of the subject property and just south of the Pentagon. This 632-room, full-service property, which opened in 1971, is the largest in the competitive market. We estimate that the Doubletree will continue to compete with the subject property for government and leisure demand, particularly as Ramada Plaza is repositioned to accommodate more government travelers. Facilities include 250 suites, two restaurants, a lobby bar, a revolving rooftop lounge, 17 meeting rooms capable of seating groups of up to 600 people, and a full health club with a weight room, a racquetball court, and a heated swimming pool.

The 400-room Sheraton - National, which opened in 1975, is located northeast of the subject property, directly west of the Pentagon, adjacent to the Navy Annex, and south of the Marine Corps Headquarters. These nearby government installations are the Sheraton's primary demand generators.

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Public space and guestrooms are in need of renovation, but no refurbishment was planned at the time of our fieldwork. Food and beverage service is provided by two restaurants and a lounge. The Cafe Brassiere is open for breakfast, lunch, and dinner. The Stars Restaurant and Lounge, which is located on the 16th floor, is the hotel's fine dining outlet, and is open for dinner only. The Quarter Deck Lounge and Sports Bar is situated in the atrium lobby.

Meeting space at the Sheraton totals approximately 19,000 square feet, and is more extensive than that available at the subject property. The Commonwealth Ballroom and 22 additional meeting and conference rooms can accommodate groups ranging from ten to 2,000 people, and the Galaxy Room offers a rooftop view of Washington, DC. Amenities include video check-out and fresh-brewed coffee in the tower rooms. A business center provides guests with administrative services. Recreational facilities consist of an enclosed rooftop swimming pool and an exercise room. Complimentary shuttle service is provided to and from Washington National Airport, the Metro station at the Pentagon, and Pentagon City Fashion Centre every 30 minutes.

The 272-room Courtyard by Marriott is situated northeast of the subject property, in the southern portion of the Crystal City area. This location is near the Days Inn and the Howard Johnson, and is convenient to National Airport. The Courtyard, which opened in 1990, appears to be in very good condition and is expected to continue to achieve strong average rate penetration. Facilities include a restaurant and lounge serving breakfast, lunch, and dinner, and roughly 5,000 square feet of meeting space (which is comparable to the amount available at the Ramada Plaza). The largest function room is the 1,260-square-foot Club Room; eight additional meeting and conference rooms accommodate groups ranging from ten to 100 people. There are also two executive boardrooms with a capacity ten people each. Guest amenities include copy and fax services and dry cleaning. Recreational facilities consist of a complete fitness center, an indoor lap pool, and a whirlpool. Complimentary shuttle service is provided to and from National Airport and the Crystal City Metro stop.

A recent renovation of the Courtyard included an upgrade of the voice mail system and installation of new wall vinyl and draperies in the public areas. Given its market share, average rate, and well-maintained product, we believe that the Courtyard by Marriott will continue to compete with the subject property. It should be noted that this property was sold on November

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1, 1996; the terms of this sale will be discussed in the Sales Comparison Approach section of this report.

The following table summarizes the important operating characteristics of the secondary competitors.

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Table 6-5    Secondary Competitors
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                                                                                          Estimated 1996
                                                                                        Market Segmentation
                                                                     Weighted   ----------------------------------
                                      Year    No. of     Percent      No. of.              Mtg. &
Property                             Opened   Rooms    Competitive    Rooms      Comm.     Group   Leisure  Govt.
------------------------------------------------------------------------------------------------------------------

Radisson Plaza Hotel at Mark Center   1985     495         50 %        248        10  %     40 %     20 %    30 %
Doubletree - National Airport         1971     632         25          158        10        20       40      30
Sheraton National Hotel               1975     400         25          100        10        10       15      65
Courtyard by Marriott - Crystal City  1990     272         50          136        30        15       20      35
------------------------------------------------------------------------------------------------------------------
Totals and Averages                          1,799                     642        14 %      25 %     25 %    36 %

                                              Estimated 1995              Estimated 1996
                                        -------------------------   -------------------------
                                                  Average                   Average
Property                                Occ.       Rate    RevPAR   Occ.      Rate    RevPAR
---------------------------------------------------------------------------------------------
Radisson Plaza Hotel at Mark Center      69 %     $85.00   $58.65    66 %    $89.00   $58.74
Doubletree - National Airport            76        79.00    60.04    72       83.00    59.76
Sheraton National Hotel                  62        88.00    54.56    59       90.00    53.10
Courtyard by Marriott - Crystal City     68        99.00    67.32    68      102.00    69.36
---------------------------------------------------------------------------------------------
                                         69 %     $86.71   $59.83    67 %    $90.35   $60.53

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Proposed Competitors

It is important to consider any new hotels that may have an impact on the subject property's operating performance. Based on our fieldwork in the area and our discussions with local hotel operators, developers, and government officials, we have identified no properties that are proposed or under development in market that are likely to compete with the Ramada Plaza Pentagon.

Although we anticipate no further additions to the competitive supply, two properties opened recently and warrant some discussion. A 105-room Homewood Suites opened in April of 1996 adjacent to the Hampton Inn. Like the Hampton Inn, it is owned and operated by Brantley Enterprises. Because this property's facilities are materially different from those of the subject property, it is not considered competitive at this time. A 300-unit Residence Inn opened north of the Ramada Plaza in May of 1996; although this location is relatively close to the Pentagon, the Residence Inn is less convenient than many of the competitors with respect to a majority of the offices in Crystal City. We note that this hotel differs from typical Residence Inns as a result of its high-rise design and the availability of meeting space and a restaurant. Given its extended-stay market orientation, strong Marriott chain affiliation, and far higher rate structure, the Residence Inn does not pose a significant degree of competition to the subject property.

CONCLUSION

The competitive environment encompassing the subject property appears to be somewhat stagnant, but because there are fewer limited-service hotels proposed for construction here than in many similar parts of the country, some moderate growth in occupancy and average rate should be possible. We estimate the year-end 1996 occupancy of the primary competitors at 66.1%; the higher-quality hotels that comprise the secondary competitors achieve a higher occupancy (estimated at 67% in 1996) and far higher average rates. Based on the structure of the marketplace, we believe that the subject property should be able to maintain its competitive position by virtue of the recent renovation. The lack of additional supply entering the market will probably allow occupancy to remain stable in the short term, but we note that no significant new demand generators are planned for development that would serve to increase the marketwide occupancy during the next few years.

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7.    Projection of Occupancy and Average Rate

Historical Operating Performance

The following table sets forth the subject property's historical occupancy, average rate, and RevPAR. For the purpose of comparison, we have also presented corresponding data (as provided by Smith Travel Research) for the competitive hotels described in the previous section. In addition to the annual percent change calculations, we have determined the subject property's occupancy, average rate, and RevPAR penetration factors.

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Table 7-1    Historical Trends
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                                                              Year to Date*
                                                       -------------------------

                             1994        1995             1995         1996
--------------------------------------------------------------------------------

Subject Property

Occupancy                    13.8%       59.3%            57.3%        58.9%
Percent Change                ---%      329.6%             ---          2.8%
Occupancy Penetration        20.0%       86.3%            79.8%        85.8%

Average Rate                $58.68      $61.29           $61.63      $64.90
Percent Change                ---         4.5%             ---         5.3%
Average Rate Penetration     76.1%       76.8%            77.4%        79.0%

RevPAR                       $8.10      $36.35           $35.31      $38.23
Percent Change                ---%      348.8%             ---         8.2%
RevPAR Penetration           15.2%       66.3%            61.7%        67.8%

Areawide (STR)

Occupancy                    69.1%       68.7%            71.8%        68.6%
Percent Change                2.5%       (0.6)%             ---        (4.5)%

Average Rate                $77.13      $79.76           $79.64      $82.14
Percent Change                4.0%        3.4%             ---         3.1%

RevPAR                      $53.30      $54.81           $57.20      $56.36
Percent Change                6.7%        2.8%             ---        (1.5)%

                Note: Year-to-date statistics are through August for the subject property and through September for the STR data

--------------------------------------------------------------------------------

It should be noted that the 1994 operating statistics for the subject property reflect only the last three months of the year, when Remington began to manage the hotel. Year-to-date August figures show that the Ramada's occupancy (and occupancy penetration) rose from 1995 to 1996, and although the hotel continues to underperform the market, the subject property's year-to-date occupancy gain of 2.8% compares favorably with the 4.5% decline registered by the market as a whole. Similar trends are apparent with regard to average rate; although the Ramada's year-to-date 1996 average rate is far below the overall competitive average, its 5.3% increase was also higher than the 3.1% registered by the market as a whole, leading to a higher penetration rate. As a result of the occupancy and rate gains, the

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subject property's RevPAR rose by 8.2% on a year-to-date basis, while the market showed a 1.5% decline from 1995 to 1996. Although the Ramada's year-to-date 1996 RevPAR penetration of 67.8% is far below its fair share, it is still an improvement over the 61.7% level achieved in year-to-date 1995.

A hotel's occupancy should also be evaluated on a monthly basis to identify seasonality trends. The following table sets forth the subject property's monthly occupancy from October, 1994 through 1996; we note that the figures for the last four months of 1996 represent estimates.

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Table 7-2   Subject Property's Monthly Occupancy History
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              1994                 1995                         1996
          --------------  -----------------------     --------------------------
                                        Percent                        Percent
           Occupancy      Occupancy     Change        Occupancy         Change
--------------------------------------------------------------------------------

January         ---          34.5 %       ---            30.0 %         (13.0) %
February        ---          20.8         ---            34.5            65.9
March           ---          63.3         ---            66.0             4.3
April           ---          72.6         ---            79.4             9.4
May             ---          74.2         ---            71.8            (3.2)
June            ---          67.1         ---            71.5             6.6
July            ---          56.6         ---            53.8            (4.9)
August          ---          66.5         ---            63.8            (4.1)
September       ---          74.5         ---            65.3           (12.3)
October        77.5 %        66.1       (14.7) %         74.0            12.0
November       54.4          65.8        21.0            59.0           (10.3)
December       32.4          47.4        46.3            48.0             1.3
--------------------------------------------------------------------------------

Annual         13.8 %        59.3 %     329.6 %          59.9 %           0.9 %

            Note: The final four months of 1996 are estimated figures

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As illustrated above, the subject property's occupancy peaks in the spring and fall, which is the prime demand period for tour and travel groups. Lower occupancies are recorded during the less temperate summer and winter periods.

Premise of the Projections

To a certain degree, occupancy and rate attainment can be manipulated by management. For example, hotel operators may choose to lower rates in an effort to maximize occupancy. Our forecasts reflect an operating strategy

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that we believe would be implemented by a competent hotel management team to achieve an optimal mix of occupancy and average rate.

Projected Room Night Demand

Lodging demand and occupancy can be projected through a process known as room night analysis. A room night is a unit of hotel demand that equals one room that is occupied for one night. After estimating the number of room nights a hotel can be expected to attract during a 12-month period, we can determine occupancy by dividing the number of room nights of demand captured by the number of room nights available (calculated as the room count x 365). The total annual number of room nights occupied in the competitive hotels equates to the market's accommodated room night demand, as shown in the following table.

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Table 7-3   Estimated 1996 Accommodated Room Night Demand
--------------------------------------------------------------------------------

                            Marketwide                    Subject Property
                    -------------------------     ------------------------------

                    Accommodated     Percent      Accommodated       Percent
Market Segment         Demand       of Total         Demand         of Total
--------------------------------------------------------------------------------

Commercial              71,000          13 %          12,000             28 %
Meeting and Group      161,000          29            23,000             53
Leisure                155,000          28             5,000             12
Government             163,000          30             3,000              7
--------------------------------------------------------------------------------
Total                  551,000         100 %          43,000            100 %

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Latent Demand

The previous table illustrates the accommodated room night demand in the subject property's competitive market. Because this estimate is based on occupancies, it includes only those hotel rooms that were used by guests. Latent demand considers guests who could not be accommodated by the existing competitive supply, and can be divided into unaccommodated demand and induced demand. We have not identified any significant amount of latent demand in the subject property's market.

Total Usable Room Night Demand

Total usable room night demand is estimated by combining accommodated demand and usable latent demand; because there no latent demand in the subject property's market, the room night demand is projected by applying the growth rates determined earlier to the historical accommodated demand. Because 1997 is the first year following a presidential election, overall demand growth is anticipated at 1.0%; in subsequent projection periods, increases are expected to slow to a stabilized level of 0.5% annually. The

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following table shows the projected annual change in accommodated room night demand in the subject property's competitive market.

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Table 7-4    Total Room Night Demand
--------------------------------------------------------------------------------

                       Historical      1997        1998       1999       2000
--------------------------------------------------------------------------------

Commercial
Growth Rate                 ---         1.0%        0.5%       0.5%       0.5%
Accommodated Demand      70,679      71,386      71,743     72,102     72,463

Meeting and Group
Growth Rate                 ---         1.0%        0.5%       0.5%       0.5%
Accommodated Demand     161,118     162,729     163,543    164,361    165,183

Leisure
Growth Rate                 ---         1.0%        0.5%       0.5%       0.5%
Accommodated Demand     155,313     156,866     157,650    158,438    159,230

Government
Growth Rate                 ---         1.0%        0.5%       0.5%       0.5%
Accommodated Demand     163,474     165,109     165,935    166,765    167,599

Totals
Commercial               70,679      71,386      71,743     72,102     72,463
Meeting and Group       161,118     162,729     163,543    164,361    165,183
Leisure                 155,313     156,866     157,650    158,438    159,230
Government              163,474     165,109     165,935    166,765    167,599
--------------------------------------------------------------------------------
TOTAL DEMAND            550,584     556,090     558,871    561,666    564,475

Overall Annual Growth       ---         1.0%        0.5%       0.5%       0.5%

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Guestroom Supply

In 1996, the competitive properties provided a weighted total of 2,276 guestrooms. No changes to supply are anticipated, because marketwide occupancies are low enough and land prices are high enough to create a substantial barrier to entry. The following table shows the projected competitive supply of available rooms and available room nights. To calculate the annual number of available room nights, the number of available rooms is multiplied by 365.

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Table 7-5    Available Rooms and Room Nights
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                         Total Room
                           Night              Room Nights     Competitive
      Year                Demand               Available       Occupancy
--------------------------------------------------------------------------------

   Historical             550,584               830,558          66 %
      1997                556,090               830,558          67
      1998                558,871               830,558          67
      1999                561,666               830,558          68
      2000                564,475               830,558          68

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Occupancy in the subject property's market is expected to increase only slightly, from 66% to 67% in 1997 and 68% in 1999.

Competitive Index Analysis

Competitive indexes are used to analyze the relative market position of each property on the basis of a particular demand segment. The index represents the number of times each year that one room is occupied by one type of traveler (e.g., commercial, meeting and group, leisure, or government), or the number of room nights actually accommodated per year, per room, per market segment. For example, if a hotel has a commercial competitive index of 190, each room in the property is occupied 190 times a year by a commercial traveler. The competitive index is calculated by dividing a hotel's annual accommodated room night demand in a particular market segment by that property's room count. Competitive indexes will be used to illustrate each property's position in the market based on its ability to compete with other local lodging facilities.

Commercial Segment

In 1996, we estimate that the commercial segment competitive indexes in the subject property's market range from 11 to 61. The Ramada Plaza Pentagon achieves the highest level, followed by the Hampton Inn (with an index of 43) and the Holiday Inn - Eisenhower (at 42). By virtue of the recent renovation, the subject property's competitive index in the commercial segment is projected to increase to 65 in 1997; no other changes are anticipated in the market. The following table shows the projected commercial segment competitive indexes of the area's hotels.

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Table 7-6    Commercial Segment Competitive Indexes
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Property                             Historical    1997    1998    1999    2000
--------------------------------------------------------------------------------

Ramada Plaza Pentagon                     61        65      65      65      65
Holiday Inn - Eisenhower                  42        42      42      42      42
Best Western Arlington Inn & Tower        11        11      11      11      11
Hampton Inn                               43        43      43      43      43
Ramada Plaza Old Town                     12        12      12      12      12
Days Inn - Crystal City                   38        38      38      38      38
Howard Johnson - National Airport         24        24      24      24      24
Secondary Competitors                     35        35      35      35      35

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Meeting and Group Segment

Meeting and group segment competitive indexes are estimated to range from 14 to 120 in 1996. Once again, the Ramada Plaza Pentagon is the most competitive hotel; this largely reflects the _high volume of tour and travel business that the hotel accommodates. The Holiday Inn - Eisenhower and the Ramada Plaza Old Town also maintain high indexes of 111 and 95, respectively. The lowest level is registered by the Hampton Inn. As discussed earlier, management representatives indicate that attempts are being made to displace some of the subject property's tour and travel business with more lucrative government demand; consequently, we project its competitive index in this segment to decline to 100 in 1997 before reaching a stabilized level of 80 in 1998. The following table illustrates the competitive indexes in the meeting and group segment.

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Table 7-7    Meeting and Group Segment Competitive Indexes
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Property                       Historical  1997      1998     1999      2000
--------------------------------------------------------------------------------

Ramada Plaza Pentagon              120      100        80       80        80
Holiday Inn - Eisenhower           111      111       111      111       111
Best Western Arlington Inn & Tower  74       74        74       74        74
Hampton Inn                         14       14        14       14        14
Ramada Plaza Old Town               95       95        95       95        95
Days Inn - Crystal City             50       50        50       50        50
Howard Johnson - National Airport   47       47        47       47        47
Secondary Competitors               61       61        61       61        61

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Leisure Segment

We estimate that the Hampton Inn achieves the highest leisure segment competitive index in the market, at 130 in 1996, followed by the Days Inn - Crystal City (at 88) and the Howard Johnson - National Airport (at 83). The

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subject property maintains the lowest index in this segment, estimated at 24 in 1996. As a result of the recent renovation, we expect the leisure segment competitive index of the Ramada Plaza Pentagon to increase to 30 in 1997 and a stabilized level of 35 in 1998. The following table outlines the historical and projected competitive indexes in the leisure segment.

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Table 7-8    Leisure Segment Competitive Indexes
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Property                         Historical  1997      1998     1999      2000
--------------------------------------------------------------------------------

Ramada Plaza Pentagon                24       30        35        35       35
Holiday Inn - Eisenhower             69       69        69        69       69
Best Western Arlington Inn & Tower   74       74        74        74       74
Hampton Inn                         130      130       130       130      130
Ramada Plaza Old Town                47       47        47        47       47
Days Inn - Crystal City              88       88        88        88       88
Howard Johnson - National Airport    83       83        83        83       83
Secondary Competitors                60       60        60        60       60

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Government Segment

The estimated year-end 1996 government segment competitive indexes in the subject property's market range from 13 to 101. The Hampton Inn achieves the highest level, followed by the secondary competitors, the Howard Johnson National Airport, and the Ramada Plaza Old Town (with indexes of 88, 83, and 83, respectively). As the subject property begins to reposition itself as more of a government house (by displacing tour and travel business and, to a lesser extent, airline contract demand), its competitive index is projected to increase significantly, from 13 in 1996 to 30 in 1997 and 50 in subsequent years.

================================================================================
Table 7-9    Government Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                         Historical  1997      1998     1999      2000
--------------------------------------------------------------------------------

Ramada Plaza Pentagon                13       30        50        50       50
Holiday Inn - Eisenhower             55       55        55        55       55
Best Western Arlington Inn & Tower   53       53        53        53       53
Hampton Inn                         101      101       101       101      101
Ramada Plaza Old Town                83       83        83        83       83
Days Inn - Crystal City              76       76        76        76       76
Howard Johnson - National Airport    83       83        83        83       83
Secondary Competitors                88       88        88        88       88


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Subject Property's Room Night Capture and Occupancy

After the competitive index is calculated, it is adjusted to reflect the property's room count, yielding a figure referred to as the market share adjuster. The market share adjuster of each property is then divided by the total market share adjuster for all of the competitors, resulting in each hotel's market share. By multiplying the projected market share by the area's usable room night demand, we can determine the total number of room nights captured by a specific hotel. Occupancy is then calculated by dividing the projected number of room nights captured by the property's total number of available room nights. Multiplying the subject property's projected market share by the estimated room night demand in each segment results in the following estimate of room nights captured by the hotel.

================================================================================
Table 7-10    Room Nights Captured by the Subject Property
--------------------------------------------------------------------------------

                             1997        1998        1999        2000
----------------------------------------------------------------------

Commercial
Demand                     71,386      71,743      72,102      72,463
Market Share               0.1747      0.1747      0.1747      0.1747
----------------------------------------------------------------------
Capture                    12,474      12,536      12,599      12,662

Meeting and Group
Demand                    162,729     163,543     164,361     165,183
Market Share               0.1232      0.1010      0.1010      0.1010
----------------------------------------------------------------------
Capture                    20,048      16,526      16,608      16,691

Leisure
Demand                    156,866     157,650     158,438     159,230
Market Share               0.0371      0.0430      0.0430      0.0430
----------------------------------------------------------------------
Capture                     5,815       6,776       6,810       6,844

Government
Demand                    165,109     165,935     166,765     167,599
Market Share               0.0347      0.0565      0.0565      0.0565
----------------------------------------------------------------------
Capture                     5,723       9,369       9,416       9,463
Total Capture              44,060      45,207      45,433      45,660

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Dividing the total number of room nights captured by the subject property's number of available room nights per year (calculated as 193 x 365) produces the projected occupancy percentage.

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Table 7-11    Calculation of the Subject Property's Projected Occupancy
--------------------------------------------------------------------------------

                             1997        1998        1999        2000
----------------------------------------------------------------------

Room Nights Captured       44,060      45,207      45,433      45,660
Available Room Nights      70,445      70,445      70,445      70,445
Occupancy                   62.55 %     64.17 %     64.49 %     64.82 %
Rounded                        63 %        64 %        64 %        65 %

--------------------------------------------------------------------------------

For the purpose of forecasting income and expense, we will use the following occupancy levels.

================================================================================
Table 7-12    Occupancy Forecast
--------------------------------------------------------------------------------

    Year                         Occupancy
---------------------------------------------

   1997                              63 %
Stabilized                           64

--------------------------------------------------------------------------------

Although the preceding room night analysis shows the subject property achieving a 65% occupancy in the year 2000, we have chosen to use a stabilized level of 64%. The stabilized occupancy is intended to reflect the anticipated results of the property over its remaining economic life, given any and all changes in the life cycle of the hotel. Thus, the stabilized occupancy excludes from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusually high or low occupancies. Although the subject property may operate at occupancies above this stabilized level, we believe it equally possible for new competition and temporary economic downturns to force the occupancy below this selected point of stability.

AVERAGE RATE ANALYSIS

One of the most important considerations in estimating the value of a lodging facility is a supportable forecast of its attainable average rate, which is more formally defined as the average rate per occupied room. Average rate can be calculated by dividing the total rooms revenue achieved during a specified period by the number of rooms sold during the same period. The projected average rate and the anticipated occupancy percentage are used to forecast rooms revenue, which in turn provides the basis for estimating most other income and expense categories.

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Average Rate by Month

The following table shows the subject property's monthly occupancy and average rate from October 1994 through 1996.

================================================================================
Table 7-13   Subject Property's Occupancy and Average Rate by Month
--------------------------------------------------------------------------------

                           1994                          1995                                     1996
                 --------------------- ---------------------------------------  ---------------------------------------

                  Average              Percent   Average    Percent              Percent   Average   Percent
                 Occupancy    Rate     Occupancy  Change     Rate    Change     Occupancy  Change     Rate     Change
-----------------------------------------------------------------------------------------------------------------------
January               ---        ---      34.5%      ---      $46.38    ---        30.0%    (13.0)%   $54.69    17.9%
February              ---        ---      20.8       ---       57.41    ---        34.5      65.9      62.10     8.2
March                 ---        ---      63.3       ---       61.08    ---        66.0       4.3      66.07     8.2
April                 ---        ---      72.6       ---       64.42    ---        79.4       9.4      67.58     4.9
May                   ---        ---      74.2       ---       70.38    ---        71.8      (3.2)     71.79     2.0
June                  ---        ---      67.1       ---       64.22    ---        71.5       6.6      73.05    13.7
July                  ---        ---      56.6       ---       62.88    ---        53.8      (4.9)     59.81    (4.9)
August                ---        ---      66.5       ---       54.93    ---        63.8      (4.1)     54.39    (1.0)
September             ---        ---      74.5       ---       61.41    ---        65.3     (12.3)     62.52     1.8
October              77.5%     $62.03     66.1     (14.7)%     64.78    4.4%       74.0      12.0      74.00    14.2
November             54.4       57.27     65.8      21.0       59.68    4.2        59.0     (10.3)     69.00    15.6
December             32.4       52.95     47.4      46.3       55.25    4.3        48.0       1.3      68.00    23.1
----------------------------------------------------------------------------------------------------------------------

Weighted Average     13.8%     $58.68     59.3%    329.6%     $61.29    4.5%       59.9%      0.9%     66.19     8.0%

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The previous table underscores the correlation between a hotel's occupancy and its average rate: as occupancy increases, rates tend to follow. On a monthly basis, the Ramada Plaza Pentagon achieves its highest average rate during the spring and fall months. However, because of the recent renovation, average rates are expected to increase during the last few months of 1996. Higher average rates can also be expected in the near future, as the subject property is repositioned in the market and begins to accommodate more government demand and less tour and travel and airline business.

Market Segmentation Method

The subject property's average rate will be projected using a market segmentation method. The advantage of this technique is its ability to reflect anticipated changes in the subject property's market mix and their impact on average rate. This approach begins with an analysis of the room rates commanded by local hotels in each market segment. Using this information, we can forecast the subject property's rate on a segment-by-segment basis. The projected rate in each segment is then multiplied by the number of room nights the hotel is expected to capture in that segment (as determined earlier in this analysis). These amounts are totaled, yielding the

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overall rooms revenue. Average rate is then calculated by dividing the property's total rooms revenue by the estimated number of occupied rooms.

Although the average rate analysis presented here follows the occupancy projections, these two statistics are highly correlated; in reality, one can not project occupancy without making specific assumptions regarding average rate. This relationship is best illustrated by RevPAR, which reflects a property's ability to maximize rooms revenue. The following table summarizes the 1996 average rate and RevPAR of the subject property and its primary competitors.

================================================================================
Table 7-14    Estimated 1996 Average Rate and RevPAR of the Primary Competitors
--------------------------------------------------------------------------------

Property                            Average Rate            RevPAR
-------------------------------------------------------------------

Ramada Plaza Pentagon                    $66.00              $39.60
Holiday Inn - Eisenhower                  69.00               52.44
Best Western Arlington Inn & Tower        57.00               33.06
Hampton Inn                               80.00               63.20
Ramada Plaza Old Town                     88.00               57.20
Days Inn - Crystal City                   83.00               57.27
Howard Johnson - National Airport         72.00               46.80
-------------------------------------------------------------------
Average                                  $73.29              $48.43

--------------------------------------------------------------------------------

The subject property's average rate and RevPAR are among the lowest achieved by the primary competitors, largely as a result of the type of business currently accommodated by the hotel. The significant amount of tour and travel patronage (and, to a lesser extent, airline demand) at the Ramada Plaza has served to limit the property's rate potential. As management begins to reposition the hotel by replacing some tour and travel patronage with government business, average rate (and RevPAR) should increase.

Average Rate Increases

It is important to note that hotel room rate increases do not necessarily conform to the underlying monetary inflation rate, because lodging facilities are influenced by market conditions such as the relationship between supply and demand. A hotel's ability to raise room rates is affected by a number of factors, including the following.

o Supply and Demand Relationships - The relationship between supply and demand is one of the factors that determine hotel occupancies and average rates. Strong markets where lodging demand is increasing

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      faster than supply are often characterized by rate growth that exceeds inflation. Markets that are overbuilt or suffering from declining demand are unlikely to exhibit any significant increases in average rates.

o Inflationary Pressures - Price increases caused by inflation affect hotel room rates by eroding profit margins and encouraging operators to raise prices. This strategy is effective only in markets that are characterized by a healthy supply and demand relationship.

o Improving the Competitive Standard - When a new lodging facility enters a mature market, its rates may be set higher than the marketwide average in an effort to justify the development costs. This may allow other competitors to achieve corresponding gains by effectively raising the amount the market will bear. However, if the addition to supply has a severe impact on the occupancy levels of other hotels, price competition may ensue.

o Property-Specific Improvements - Changes that make a hotel more or less attractive to guests can have an impact on average rate. An expansion, renovation, upgrading, or the introduction of additional facilities and amenities may enable greater-than-inflationary room rate increases. Likewise, deferred maintenance may make a property less competitive, engendering a decline in room rates.

In determining average rate projections, changes that occur prior to occupancy stabilization are generally attributable to factors that are specific to the property and the market. After a hotel achieves a stabilized occupancy, room rates are generally expected to continue to increase at the underlying inflation rate throughout the remainder of the projection period.

Average Rates by Market Segment

Average rate can be projected by considering anticipated changes in the subject property's demand mix and the rates that can be commanded in each market segment. To project average rate, we have applied growth factors to the hotel's 1996 rates in each market segment. The following table outlines these growth factors.

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Table 7-15    1996 Average Rate by Market Segment and Assumed Growth Factors
--------------------------------------------------------------------------------

                                               Projected Growth Rate
                                     ------------------------------------------
                           1996
Market Segment         Average Rate       1997      1998       1999       2000
--------------------------------------------------------------------------------

Commercial                 $76.50          0.0%      0.5%       3.5%       3.5%
Meeting and Group           58.45          0.0       0.5        3.5        3.5
Leisure                     63.30          0.0       0.5        3.5        3.5
Government                 101.20          0.0       0.5        3.5        3.5

--------------------------------------------------------------------------------

Based on interviews with the subject property's management representatives and an analysis of economic and demographic data pertaining to the market, we projected no rate gains in any segment in 1997, followed by increases of 0.5% in 1998 and 3.5% annually throughout the projection period. This stabilized growth mirrors the assumed underlying inflation rate. To arrive at projections, the growth factors are applied to the subject property's historical average rate in each market segment, as illustrated by the following table.

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Table  7-16   Forecast of Average Rate by Market Segment
--------------------------------------------------------------------------------

                                   Meeting                                              Weighted    Percent
                    Commercial     & Group       Leisure     Government     Total     Average Rate  Change
-----------------------------------------------------------------------------------------------------------
Historical
Demand                 11,835       23,247         4,649        2,536       42,267
Segment Rate           $76.50       $58.45        $63.30      $101.20
     Revenue         $905,406    $1,358,782     $294,298     $256,645   $2,815,130         $66.60    ---

1997
Demand                 12,474       20,048         5,815        5,723       44,060
Segment Rate           $76.50       $58.45        $63.30      $101.20
     Revenue         $954,310    $1,171,808     $368,080     $579,168   $3,073,367         $69.75    4.7%

1998
Demand                 12,536       16,526         6,776        9,369       45,207
Segment Rate           $76.89       $58.74        $63.61      $101.71
     Revenue         $963,849     $970,777      $431,055     $952,884   $3,318,564         $73.41    5.2%

1999
Demand                 12,599       16,608         6,810        9,416       45,433
Segment Rate           $79.58       $60.80        $65.84      $105.27
     Revenue       $1,002,597    $1,009,739     $448,380     $991,182   $3,451,898         $75.98    3.5%

2000
Demand                 12,662       16,691         6,844        9,463       45,660
Segment Rate           $82.36       $62.93        $68.15      $108.95
     Revenue       $1,042,876    $1,050,303     $466,391   $1,030,994   $3,590,564         $78.64    3.5%

--------------------------------------------------------------------------------

The following table summarizes our projection of occupancy and average rate through the stabilized year.

================================================================================
Table 7-17    Forecast of Occupancy and Average Rate
--------------------------------------------------------------------------------

    Year             Occupancy           Average Rate
------------------------------------------------------

   1997                  63 %               $69.75
Stabilized               64                  73.41

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8. Highest and Best Use

The concept of highest and best use recognized by the Appraisal Institute distinguishes between the highest and best use of the land (as though vacant) and that of the property (as improved). Highest and best use is defined as:

      The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

The concept of highest and best use is the premise upon which value is based, and is a product of competitive forces in the marketplace. The principle of balance holds that real property value is created and sustained when contrasting, opposing, or interacting elements are in a state of equilibrium. This principle applies to relationships among various property components as well as the relationship between the costs of production and the property's productivity. The point of economic balance is achieved when the combination of land and building is optimal (i.e., when no marginal benefit or utility is achieved by adding another unit of capital). The law of increasing returns holds that larger amounts of the agents of production produce greater net income up to a certain point, after which the law of diminishing returns is applied.(2)

It is important to recognize that the highest and best use of the land (as though vacant) may differ from the highest and best use of the property (as improved). This may occur when a site has existing improvements and the highest and best use of the land differs from the current use. Nonetheless, the current property use will continue until the value of the land under its highest and best use exceeds the value of the property in its current use, plus the cost to remove the existing improvements.

(1) The Appraisal of Real Estate - Tenth Edition, Appraisal Institute, Chicago, IL, 1992, p. 45.

(2)   Ibid., p. 40.

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In consideration of the factors influencing development in the immediate area, it is the appraisers' opinion that the highest and best use of the subject site, as vacant, would be to hold for speculative use. Based on the fact that the value of the land does not exceed the value of the hotel plus the cost of demolition, it is our further opinion that the subject property's highest and best use, as improved, is its current use as a lodging facility.

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================================================================================
9. Approaches to Value

In appraising real estate for market value, the appraiser has three approaches from which to select: the income capitalization, sales comparison, and cost approaches. Although all three valuation procedures are given consideration, the inherent strengths of each approach and the nature of the subject property must be evaluated to determine which will provide supportable estimates of market value. The appraiser is then free to select one or more of the appropriate approaches in arriving at a final value estimate.

The Income Capitalization Approach

The income capitalization approach takes a property's projected net income before debt service and allocates this future benefit to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component is calculated. The total of the mortgage component and the equity component equals the value of the property. This approach is often selected as the preferred valuation method for income-producing properties, because it most closely reflects the investment rationale of knowledgeable buyers.

The Sales Comparison Approach

The sales comparison approach estimates the value of a property by comparing it to similar properties that have been sold on the open market. To obtain a supportable estimate of value, the sales price of a comparable property must be adjusted to reflect any dissimilarities between it and the property being appraised.

The sales comparison approach may provide a useful value estimate in the case of simple forms of real estate, such as vacant land and single-family homes, where the properties are homogeneous and the adjustments are few and relatively simple to compute. In the case of complex investments such as shopping centers, office buildings, restaurants, and lodging facilities, where the adjustments are numerous and more difficult to quantify, the sales comparison approach loses much of its reliability.

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Hotel investors typically do not employ the sales comparison approach in reaching their final purchase decisions. Factors such as the lack of recent sales data, the numerous insupportable adjustments that are necessary, and the general inability to determine the true financial terms and human motivations of comparable transactions often make the results of this technique questionable. Although the sales comparison approach may provide a range of values that supports the final estimate, reliance on this method beyond the establishment of broad parameters is rarely justified by the quality of the sales data.

The market-derived capitalization rates sometimes used by appraisers are susceptible to the same shortcomings inherent in the sales comparison approach. To substantially reduce the reliability of the income capitalization approach by employing capitalization rates obtained from unsupported market data weakens the final value estimate and ignores the typical investment analysis procedures employed by hotel purchasers. Because appraisers are obligated to mirror the actions of the marketplace, we generally give the sales comparison approach minimal weight in the hotel appraisal process beyond bracketing the final estimate.(1)

The Cost Approach

The cost approach estimates market value by computing the current cost to replace the property and subtracting any depreciation resulting from physical deterioration, functional obsolescence, and external (or economic) obsolescence. The value of the land, as if vacant and available, is then added to the depreciated value of the improvements to produce a total value estimate.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements grow older and begin to deteriorate, the resultant loss in value becomes increasingly difficult to quantify accurately. We find that knowledgeable hotel buyers base their purchase decisions on economic factors such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, this approach is given minimal weight in the hotel valuation process. As noted in Hotels and Motels: A Guide to Market

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 209.

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Analysis, Investment Analysis, and Valuations, "the cost approach is seldom used to value existing hotels and motels."(1)

Reconciliation

The final step in the valuation process is the reconciliation and correlation of the value indications. Factors that are considered in assessing the reliability of each approach include the purpose of the appraisal, the nature of the subject property, and the reliability of the data used. In reconciliation, the applicability and supportability of each approach is considered and the range of value indications is examined. The most significant weight is given to the approach that produces the most reliable solution and most closely reflects the criteria used by typical investors.

Our nationwide experience with numerous hostelry buyers and sellers indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the investors who constitute the marketplace. For this reason, the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in the hotel valuation process.

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 208.

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================================================================================
10. Income Capitalization Approach

The income capitalization approach is based on the principle that the value of a property is indicated by its net return, or what is known as the present worth of future benefits. The future benefits of income-producing properties, such as hotels, are net income before debt service and depreciation (as estimated by a forecast of income and expense) and any anticipated reversionary proceeds from a sale. These future benefits can be converted into an indication of market value through a capitalization process and discounted cash flow analysis. Using the income capitalization approach, the subject property has been valued by analyzing the local market for transient accommodations, examining existing and proposed competition, and developing a forecast of income and expense that reflects current and anticipated income trends and cost components through a stabilized year of operation.

The forecast of income and expense is expressed in current dollars for each year. The stabilized year is intended to reflect the anticipated operating results of the property over its remaining economic life, given any or all applicable stages of build-up, plateau, and decline in the life cycle of the hotel. Thus, income and expense estimates from the stabilized year forward exclude from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusual revenues or expenses.

As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, published by the Appraisal Institute, "of the three valuation approaches available to the appraiser, the income capitalization approach generally provides the most persuasive and supportable conclusions when valuing a lodging facility."(1) This text recommends that using a ten-year forecast and an equity yield rate "most accurately reflects the actions of typical hotel buyers, who purchase properties based

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

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on their leveraged discounted cash flow."(1) The simpler procedure of using a ten-year forecast and a discount rate is "less reliable because the derivation of the discount rate has little support. Moreover, it is difficult to adjust the discount rate for changes in the cost of capital."(2)

We have used both methods to discount the subject property's projected net income into an estimate of value. Method One is a ten-year discounted cash flow analysis in which the cash flow to equity and the equity reversion are discounted to the present value at the equity yield rate, and the income to the mortgagee is discounted at a mortgage interest rate. The sum of the equity and mortgage values is the total property value. Method Two is a simple ten-year discounted cash flow analysis in which the annual net income before debt service and the reversionary proceeds following a sale at the end of the tenth year are discounted back to the date of the appraisal at an overall discount rate, and then totaled to produce an indication of the present worth of future benefits.

To convert the projected income stream into an estimate of value through Method One, the anticipated net income (before debt service and depreciation) is allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. The total of the mortgage component and the equity component equals the value of the property. The process is described as follows.

1. The terms of typical hotel financing are set forth, including interest rate, amortization term, and loan-to-value ratio.

2. An equity yield rate of return is established. Numerous hotel buyers base their equity investments on a ten-year equity yield rate projection that takes into account ownership benefits such as periodic cash flow distributions, residual sale or refinancing distributions that return any property appreciation and mortgage amortization, income tax benefits, and various non-financial considerations such as status and prestige. The equity yield rate is also known as the internal rate of return on equity.

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

(2)   Ibid.

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3. The value of the equity component is calculated by first deducting the annual debt service from the projected net income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value. After deducting the mortgage balance at the end of the tenth year and the typical brokerage and legal costs, the equity residual is discounted back to the date of value at the equity yield rate. The net income to equity for each of the ten projection years is also discounted to the present value. The sum of these discounted values equates to the value of the equity component. Adding the equity component to the initial mortgage balance yields the overall property value.

      Because the mortgage and the debt service amounts are unknown but the loan-to-value ratio was determined in Step #1, the preceding calculation can be solved through an iterative process or by use of a linear algebraic equation that computes the total property value. The algebraic equation that solves for the total property value using a ten-year mortgage and equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(1)

4. The value is proven by allocating the total property value between the mortgage and equity components and verifying that the rates of return set forth in Steps #1 and #2 can be met from the projected net income.

The process of converting the projected income stream into an estimate of value through Method Two is described as follows.

1. A discount rate is established by evaluating the total property yield derived by Method One. Occasionally, the discount rate may be adjusted slightly based on the total property yields indicated by recent transactions involving hotels similar to the subject property.

2. The reversionary value is calculated by capitalizing the 11th-year net income by the terminal capitalization rate and deducting typical brokerage and legal fees.

(1) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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3. The ten-year forecast of net income (before debt service and depreciation) and the reversionary value are discounted to the date of value at the rate derived above.

Review of Operating History

Because the Ramada Plaza Pentagon is an existing hotel with an established operating performance, its historical income and expense experience can serve as a basis for projections. The subject property opened in 1975, and achieved occupancy levels of 59.3% in 1995 and 58.9% as of August, 1996. The following income and expense statements were provided by the management representatives, and are unaudited. Where applicable, we have reorganized the statements in accordance with the Uniform System of Accounts for Hotels. As a result of the change in ownership in October of 1994, complete operating statements for prior years were not available. To facilitate comparisons, we have presented the year-to-date August, 1996 data in both of the following tables.

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Table 10-1   Historical Operating Performance
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                                               1995                                     Year-to-Date August, 1996
                         --------------------------------------------------  -------------------------------------------------
No. of Rooms:                 193                                                 193
No. of Occupied Rooms:     41,787                                              27,741
No. of Days Open:             365                                                 244
Occupancy:                   59.3%              Amount per       Amount per      58.9%               Amount per    Amount per
Average Rate:              $61.29     Percent    Available        Occupied      $64.90      Percent   Available      Occupied
                            (+000)   of Gross       Room            Room          (+000)   of Gross      Room          Room
------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                   $2,561         77.4 %   $13,270          $61.29     $1,800         77.4 %  $9,329          $64.90
   Food                       558         16.9       2,890           13.35        409         17.6     2,118           14.74
   Beverage                    90          2.7         467            2.16         46          2.0       238            1.66
   Telephone                   63          1.9         328            1.51         49          2.1       254            1.76
   Other Income                35          1.0         180           15.94         23          1.0       119            0.83
      Total                 3,307         99.9      17,135           79.14      2,327        100.1    12,058           83.89
------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
   Rooms                      666         26.0       3,451           15.94        468         26.0     2,424           16.86
   Food & Beverage            512         79.1       2,654           12.26        322         70.7     1,667           11.60
   Telephone                   41         64.3         211            0.97         21         42.4       108            0.75
      Total                 1,219         36.9       6,317           29.17        810         34.8     4,198           29.21
------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME         2,088         63.0      10,819           49.97      1,517         65.3     7,860           54.68
------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General   454         13.7       2,353           10.87        330         14.2     1,708           11.88
   Management Fee              99          3.0         514            2.38         70          3.0       362            2.52
   Marketing                  268          8.1       1,390            6.42        166          7.1       860            5.98
   Franchise Fees              75          2.3         390            1.80         55          2.3       283            1.97
   Property Oper. & Maint.    250          7.6       1,294            5.98        158          6.8       819            5.70
   Energy                     275          8.3       1,425            6.58        169          7.3       876            6.09
      Total                 1,422         43.0       7,367           34.03        947         40.7     4,907           34.14
------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                  666         20.0       3,452           15.94        570         24.6     2,953           20.54
------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes             107          3.2         554            2.56         96          4.1       500            3.48
   Insurance                   62          1.9         322            1.49         35          1.5       181            1.26
      Total                   169          5.1         876            4.05        131          5.6       681            4.74
------------------------------------------------------------------------------------------------------------------------------
NET INCOME                   $497         14.9 %    $2,576          $11.89       $439         19.0 %  $2,272          $15.80
==============================================================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues

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Table 10-2   Historical Operating Performance
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                                    Year-to-Date August, 1996                          Year-to-Date August, 1995
                         ------------------------------------------------   ------------------------------------------------
No. of Rooms:                 193                                               193
No. of Occupied Rooms:     27,741                                            26,833
No. of Days Open:             244                                               243
Occupancy:                   58.9%              Amount per   Amount per        57.2%               Amount per   Amount per
Average Rate:               $64.90    Percent   Available     Occupied        $61.71     Percent   Available     Occupied
                            (+000)   of Gross      Room         Room          (+000)    of Gross      Room         Room
----------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                   $1,800         77.4 %  $9,329          $64.90     $1,656          78.9 %  $8,579          $61.71
   Food                       409         17.6     2,118           14.74        333          15.9     1,725           12.41
   Beverage                    46          2.0       238            1.66         54           2.6       281            2.02
   Telephone                   49          2.1       254            1.76         35           1.7       180            1.29
   Other Income                23          1.0       119            0.83         22           1.1       116            0.83
      Total                 2,327        100.1    12,058           83.89      2,100         100.2    10,880           78.26
----------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
   Rooms                      468         26.0     2,424           16.86        436          26.3     2,260           16.25
   Food & Beverage            322         70.7     1,667           11.60        317          82.0     1,645           11.83
   Telephone                   21         42.4       108            0.75         27          76.8       138            0.99
      Total                   810         34.8     4,198           29.21        780          37.2     4,042           29.08
----------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME         1,517         65.3     7,860           54.68      1,320          63.0     6,838           49.18
----------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General   330         14.2     1,708           11.88        253          12.1     1,313            9.44
   Management Fee              70          3.0       362            2.52         63           3.0       327            2.35
   Marketing                  166          7.1       860            5.98        175           8.3       905            6.51
   Franchise Fees              55          2.3       283            1.97         49           2.3       252            1.81
   Property Oper. & Maint.    158          6.8       819            5.70        169           8.0       876            6.30
   Energy                     169          7.3       876            6.09        190           9.1       986            7.09
      Total                   947         40.7     4,907           34.14        899          42.8     4,659           33.51
----------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                  570         24.6     2,953           20.54        420          20.2     2,179           15.67
----------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes              96          4.1       500            3.48         69           3.3       360            2.59
   Insurance                   35          1.5       181            1.26         42           2.0       219            1.57
      Total                   131          5.6       681            4.74        112           5.3       579            4.16
----------------------------------------------------------------------------------------------------------------------------
NET INCOME                   $439         19.0 %  $2,272          $15.80       $309          14.9 %  $1,600          $11.51
============================================================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues

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Comparable Operating Statements

The year-to-date August historical income and expense statements show that the subject property's overall net income rose from 14.9% of total revenue in 1995 to 19.0% in 1996. This shows an improvement in management, because the hotel is dropping a higher percentage of revenue to the bottom line, but the overall net profit level is still low when compared to industry standards for a property of this type.

Year-to-date August, 1996 figures show total revenues of $2,327,000, including rooms revenue of $1,800,000 (or 77.4% of total revenue). During the same period of 1995, the Ramada registered rooms revenue of $1,656,000, which equated to 78.9% of total revenue. Food revenue increased moderately as a dollar amount, and rose from 15.9% of total revenue in year-to-date 1995 to 17.6% in year-to-date 1996. Telephone revenue also increased from $35,000 to $49,000 during this period. Other income, which includes the rent from the gift shop, other space rentals, vending, and miscellaneous items, rose slightly on a year-to-date basis.

Departmental expenses, which equated to 37.2% of revenues in year-to-date 1995, decreased moderately (to 34.8%) in year-to-date 1996. Rooms expense also declined, from 26.3% of rooms revenue as of August, 1995 to 26.0% (or $468,000) as of August, 1996. These ratios are comparable to market averages for properties of this type. The year-to-date 1996 food and beverage expense ratio of 70.7% represented a significant improvement over the 82.0% level registered during the same period of 1995, and is considerably lower than industry standards of 80% to 85%, reflecting skilled management in this area. On a year-to-date basis, every departmental expense declined from 1995 to 1996, which shows evidence of efficient management.

Operating expenses equated to 40.7% of total revenue in year-to-date 1996, down slightly from the 42.8% ratio achieved in year-to-date 1995. With the exception of administrative and general costs, every operating expense either remained constant or decreased as a percentage of revenue during this period, again indicating greater operational efficiency. House profit increased substantially on a year-to-date August basis, from 20.2% of total revenue in 1995 to 24.6% in 1996. We do note, however, that this ratio remains slightly lower than industry averages, indicating that the property's operating performance could still be improved somewhat.

Overall, the Ramada registered net income of $439,000 in year-to-date 1996, and although this is higher than the $309,000 registered during the same

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period of 1995, it remains somewhat lower than what is normally expected for a hotel of this type.

Forecast of Income and Expense

The forecast of income and expense is intended to reflect the appraiser's subjective estimate of how a typical buyer would project the subject property's operating results. Depending on the dynamics of the local market, a typical buyer's projection may be adjusted upward or downward. We have attempted to consider these factors in formulating this forecast.

HVS International uses a fixed and variable component model to project a lodging facility's revenue and expense levels. This model is based on the premise that hotel revenues and expenses have one component that is fixed and another that varies directly with occupancy and facility usage. A projection can be made by taking a known level of revenue or expense and calculating its fixed and variable components. The fixed component is then held constant, while the variable component is adjusted for the percent change between the projected occupancy and facility usage and that which produced the known level of revenue or expense.

Base-Year Statement of Income and Expense

Based on our review of the operating histories of the subject property and comparable hotels, we have derived a base-year statement of income and expense expressed in 1995 dollars. The units of comparison include a percentage of departmental and total revenue, amounts per available room, and amounts per occupied room. The income and expense ratios reflect an occupancy level of 59.3%. This base-year profit and loss statement will be used to determine the relationship between the fixed and variable components.

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Table 10-4   Base-Year Statement of Income and Expense
--------------------------------------------------------------------------------

                                                     1995
                         --------------------------------------------------------------
No. of Rooms:                    193
Occupancy:                      59.3%
Average Rate:                 $61.29                     Amount per       Amount per
No. of Occupied Rooms:        41,787       Percent        Available         Occupied
                               (+000)     of Gross           Room             Room
---------------------------------------------------------------------------------------
REVENUE
   Rooms                      $2,561           75.8%       $13,270              $61.29
   Food                          625           18.5          3,237               14.95
   Beverage                       78            2.3            402                1.86
   Telephone                      82            2.4            426                1.97
   Other Income                   35            1.0            180                0.83
        Total                  3,380          100.0         17,515               80.90
---------------------------------------------------------------------------------------
EXPENSES
   Rooms*                        699           27.3          3,624               16.74
   Food & Beverage*              565           80.5          2,929               13.53
   Telephone*                     46           55.3            236                1.09
   Administrative & General      406           12.0          2,102                9.71
   Management Fee                101            3.0            525                2.43
   Marketing                     268            7.9          1,390                6.42
   Franchise Fees                102            3.0            531                2.45
   Property Oper. & Maint.       237            7.0          1,229                5.68
   Energy                        253            7.5          1,311                6.05
   Property Taxes                107            3.2            554                2.56
   Insurance                      68            2.0            350                1.62
   Reserve for Replacement       135            4.0            701                3.24
        Total                  2,988           88.4         15,482               71.51
---------------------------------------------------------------------------------------
NET INCOME                      $392           11.6%        $2,033               $9.39
=======================================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues

--------------------------------------------------------------------------------

Inflation Assumptions

The base revenue and expense amounts are inflated to reflect current dollars for each projection year. Although line items can be affected by different factors, we must establish a general rate of inflation that will be applied to most revenue and expense categories. The following table shows inflation estimates made by economists at some noted institutions and corporations.

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Table 10-5   Inflation Estimates
--------------------------------------------------------------------------------

                                      Projected Increase in Consumer Price Index
                                      (Annualized Rate Versus 12 Months Earlier)
                                      ------------------------------------------
                                                   November           May
Source                                              of 1996         of 1997
--------------------------------------------------------------------------------
Maureen Allyn, Scudder Stevens Clark                 3.1%             2.3%
Wayne Angell, Bear Stearns                           3.0              3.2
Richard Berner, Mellon Bank                          2.9              2.8
David Berson, Fannie Mae                             2.9              2.8
David Blitzer, S&P                                   3.0              2.7
Paul Boltz, T. Rowe Price                            3.2              3.5
David Bostian, Herzog, Heine, Geduld                 2.9              2.5
Philip Braverman, DKB Securities                     3.0              2.8
William Brown, J.P. Morgan                           3.3              3.2
Rosanne Cahn, CS First Boston                        3.1              2.6
James Coons, Huntington National Bank                3.2              3.0
Michael Cosgrove, The Econoclast                     3.2              3.3
Dewey Daane, Vanderbilt University                   3.4              3.6
Robert Dederick, Northern Trust                      3.1              3.4
W.Dudley, Goldman Sachs                              3.4              3.2
Michael Englund, MMS Intl.                           3.2              3.3
Michael Evans, Evans Group                           3.0              3.0
Gail Fosler, Conference Board                        3.5              3.6
Maury Harris, Paine Weber, Inc.                      2.8              2.8
Tracy Herrick, Jefferies & Co.                       3.2              3.6
Stuart Hoffman, PNC Bank                             3.1              2.8
William Hummer, Wayne Hummer                         2.9              3.0
Edward Hyman, ISI Group                              2.8              2.1
Saul Hymans, University of Michigan                  2.7              1.7
Mieczyslaw Karczmar, Deutsche Bank                   2.8              3.2
Kurt Karl, WEFA Group                                2.6              2.3
Irwin Kellner, Chase Manhattan Bank                  2.6              2.3
D. Laufenberg, American Express Financial Advisors   3.2              3.4
Michelle Laughlin, Sanwa Securities                  3.0              3.2
Carol Leisenring, CoreStates Financial               2.7              2.5
Richard Lemmon, General Motors                       3.0              3.0
Mickey Levy, NationsBank Capital Markets             2.6              2.4
David Littmann, Comerica                             3.1              3.0
John Lonski, Moody's Investors Service               3.3              3.2
Paul McCulley, UBS Securities                        3.0              2.8
John McDevitt, 3M                                    2.6              2.5
Arnold Moskowitz, Moskowitz Capital                  3.1              3.5
John Mueller, LBMC, Inc.                             3.2              2.5
David Munro, High Frequency Econ.                    3.0              2.5
Carl Palash, MCM MoneyWatch                          3.0              3.0
Nicholas Perna, Fleet Financial Group                3.3              3.3
Elliott Platt, Donaldson Lufkin                      2.8              2.0
Maria F. Ramirez, MF Ramirez                         3.0              3.0
Donald Ratajczak, Georgia State University           3.0              3.3
David Resler, Nomura Securities International        2.9              2.6
Allan Reynolds, Hudson Institute                     3.3              3.6
Richard Rippe, Prudential Securities                 3.1              3.3
A. Gary Schilling, Schilling & Co.                   3.0              3.0
Allen Sinai, Lehman Brothers                         3.2              3.4
James Smith, University of North Carolina            2.1              1.9
Susan Sterne, Economic Analysis                      2.5              2.5
Donald Straszheim, Merrill Lynch                     2.7              2.3
Thomas Synott III, U.S. Trust Company                3.3              3.4
John Williams, Bankers Trust                         3.0              3.1
Raymond Worseck, A.G. Edwards                        3.6              3.3
David Wyss, DRI/McGraw-Hill                          3.0              2.5
Edward Yardeni, Deutsche Morgan Grenfell             2.2              2.0
Mark Zandi, Regional Financial Associates            3.0              3.2
                                                     ----             ----
                  Average                            3.0%             2.9%

                    Source: Wall Street Journal, July 1, 1996

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The preceding table shows inflation forecasts averaging 3.0% and 2.9%. Most of the economists in the sample estimate inflation rates ranging from 2.5% to 3.4%, although several anticipate slightly higher level. As a further check on these inflation projections, we have reviewed historical increases in the Consumer Price Index. Because the value of real estate is predicated on cash flows over a relatively long period, inflation should be considered from a long-term perspective. Between 1986 and 1995, the national CPI increased at an average annual compounded rate of 3.7%. In consideration of these historical trends, the projections set forth above, and our assessment of probable property appreciation levels, we have selected an annual stabilized inflation rate of 3.5% throughout the projection period.

One of the exceptions to this general inflation assumption is the projected growth in average rate. As noted earlier, increases in the subject property's room rate are projected as follows.

================================================================================
Table 10-6   Projected Growth in Average Rate
--------------------------------------------------------------------------------

                            Increase From
         Year               Previous Year
-----------------------------------------------

         1997                      4.7%
         1998                      5.2
      Thereafter                   3.5

--------------------------------------------------------------------------------

Using these inflation assumptions, the base-year income and expense statement (which is expressed in 1995 dollars) is inflated to arrive at projections. Each revenue and expense category will be projected using the inflated base statement to determine the fixed and variable component relationships.

Rooms Revenue

Rooms revenue is determined by two variables: occupancy and average rate. Earlier in this report, we estimated the subject property's occupancy and average rate as follows.

================================================================================
Table 10-7   Projected Occupancy and Average Rate
--------------------------------------------------------------------------------

                                                 1997    Stabilized
-------------------------------------------------------------------
Projected Occupancy Percentage                   63.0 %      64.0 %
Projected Average Rate                         $69.75      $73.41


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Rooms revenue is calculated as follows.

================================================================================
Table 10-8   Forecast of Rooms Revenue
--------------------------------------------------------------------------------

                                                                                                          Rooms
                                                                 No. of                Days                Revenue
    Year          Occupancy                Average Rate           Rooms              in Year              (+000)
-------------------------------------------------------------------------------------------------------------------

    1997               63 %        x            $69.75    x         193       x         365       =        $3,096
 Stabilized            64          x             73.41    x         193       x         365       =         3,310

--------------------------------------------------------------------------------

Food and Beverage Revenue

Food and beverage revenue is generated by a hotel's restaurants, lounges, coffee shops, snack bars, banquet rooms, and room service. In addition to providing a source of revenue, these outlets serve as an amenity that assists in the sale of guestrooms. With the exception of properties with active lounges or banquet facilities that draw local residents, in-house guests generally represent a substantial percentage of a hotel's food and beverage patrons.

The Uniform System of Accounts for Hotels/Eighth Revised Edition defines food revenue as "revenue derived from the sale of food, including coffee, milk, tea and soft drinks. Food sales do not include meals charged on employees' (staff) checks." Beverage revenues are "derived from the sale of beverages." In addition to the revenue generated by the sale of food and beverages, hotels often produce other income that is related to this department, such as meeting room rentals, cover charges, service charges, and miscellaneous banquet revenue. Although food revenue varies directly with changes in occupancy, the small portion generated by banquet sales and outside capture is relatively fixed. The following table shows the projected food revenue and several units of comparison that can be used to check the reasonableness of the forecast.

================================================================================
Table 10-9   Forecast of Food Revenue
--------------------------------------------------------------------------------

                                                        1997     Stabilized
--------------------------------------------------------------------------------
Projected Food Revenue (+000)                           $700        $734
Percent of Total Revenue                                17.4%       17.2%
Amount per Available Room                             $3,629      $3,801
Amount per Occupied Room                              $15.77      $16.28

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Based on these units of comparison, the projected food revenue appears reasonable when compared with industry standards.

Beverage revenue is generated by the sale of alcoholic beverages in a hotel's restaurants and banquet rooms and the sale of alcoholic and nonalcoholic beverages in the bars and lounges. Based on an analysis of comparable lodging facilities, beverage revenue is estimated to average approximately 12.4% of food revenue. Thus, beverage revenue is projected by multiplying the projected food revenue by 12.4%. The following table illustrates the forecast of beverage revenue.

================================================================================
Table 10-10   Forecast of Beverage Revenue
--------------------------------------------------------------------------------

                                                        1997     Stabilized
--------------------------------------------------------------------------------
Projected Beverage Revenue (+000)                        $87         $91

--------------------------------------------------------------------------------

Telephone Revenue

Telephone revenue is generated by hotel guests who charge local and long-distance calls to their rooms, and by individuals who use the property's public telephones. Prior to the early 1980s, hotels were limited to a 15% commission on long-distance calls, which allowed few profits. Deregulation and the development of sophisticated call-accounting equipment have resulted in profitable telephone departments. State-of-the-art equipment is capable of least-cost routing, automatic price billing, and posting telephone charges to guest folios. Hotels can select among various long-distance services, and can also work with any one of a number of Alternative Operator Services (AOS). These systems route and price calls, and may provide additional services.

In recent years, the hospitality industry has experienced diverging trends with respect to telephone revenue. Prices per call have increased, in some cases dramatically, yielding departmental profits as high as 50% to 55%. However, the number of long-distance calls billed per occupied room has declined as a result of the extensive use of long-distance carrier services that can be accessed locally or through a toll-free number. When guests charge long-distance calls to their personal or business accounts in this manner, the hotel loses the revenue associated with long-distance tariffs and mark-ups, and only receives an access fee.

Most telephone revenue varies directly with changes in occupancy. However, there is a small fixed component consisting of public telephone revenue, which is primarily generated by individuals using the hotel's food,

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beverage, and meeting facilities. Using this fixed and variable relationship, the subject property's telephone revenue is projected as follows.

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Table 10-11   Forecast of Telephone Revenue
--------------------------------------------------------------------------------

                                                        1997      Stabilized
--------------------------------------------------------------------------------
Projected Telephone Revenue (+000)                       $93         $98
Percent of Total Revenue                                 2.3 %       2.3 %
Amount per Available Room                               $482        $506
Amount per Occupied Room                               $2.10       $2.17

--------------------------------------------------------------------------------

Other Income

Other income is derived from sources other than guestrooms, food and beverages, and telephone services. Depending on the type of hotel and the facilities and amenities offered, other income may include the following items.

o Rentals - stores, office space, concession space, showcases, clubs, and storage.

o Commissions from auto rentals, photography, telegrams, and vending services.

o Concessions - revenue derived from charges for the privilege of operating departments that could be operated by the hotel. Gift shops, barber shops, and beauty salons are often operated as concessions.

o     Laundry, dry cleaning, and fax services.

o Cash discounts earned - discounts from creditors' accounts for payment within the discount period. This item does not include trade discounts, which are a deduction from the cost of goods sold.

o     Electronic games and pinball machines.

o     Forfeited advance deposits and guaranteed no-shows.

o Service charges - service charges that are added to a customer's account but are not paid to service personnel.

o     Interest income - interest from house accounts.

o     Salvage - revenue from the sale of old or obsolete items.

Other income is highly sensitive to changes in occupancy and slightly correlated to food and beverage volume. Using this fixed and variable relationship, the subject property's other income is projected as follows.

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Table 10-12   Forecast of Other Income
--------------------------------------------------------------------------------

                                                        1997      Stabilized
-------------------------------------------------------------------------
Projected Other Income (+000)                            $38         $39
Percent of Total Revenue                                 0.9%        0.9%
Amount per Available Room                               $196        $204
Amount per Occupied Room                               $0.86       $0.87

--------------------------------------------------------------------------------

Rooms Expense

Rooms expense consists of items related to the sale and upkeep of guestrooms and public space. Salaries, wages, and employee benefits account for a substantial portion of this category. Although payroll varies somewhat with occupancy (because managers can schedule maids, bell personnel, and house cleaners to work when demand requires), much of a hotel's payroll is fixed. Front desk personnel, public area cleaners, the housekeeper, and other supervisors must be maintained at all times. As a result, salaries, wages, and employee benefits are only moderately sensitive to changes in occupancy.

Commissions represent remuneration to travel agents for booking rooms. Because these fees are based on a percentage of rooms revenue, they are highly dependent on occupancy and rate. Reservations is a similar expense that reflects the cost of a franchise reservation system that typically bills as a percentage of rooms revenue. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are only slightly affected by changes in volume. In light of these considerations, we project the subject property's rooms expense as follows.

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Table 10-13   Forecast of Rooms Expense
--------------------------------------------------------------------------------

                                                        1997      Stabilized
--------------------------------------------------------------------------------
Projected Rooms Expense (+000)                          $768        $800
Ratio to Rooms Revenue                                  24.8%       24.2%
Amount per Available Room                             $3,979      $4,145
Amount per Occupied Room                              $17.30      $17.74

--------------------------------------------------------------------------------

Food and Beverage Expense

Food and beverage expenses consist of items necessary for the operation of a hotel's food, beverage, and banquet facilities. Although food and beverage revenues are projected separately and occupy separate categories on a

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hotel's income and expense statement, the corresponding expenses are combined into a single category.

The costs associated with food and beverage sales and payroll are moderately to highly correlated to food and beverage revenues, and comprise a substantial portion of this category. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are very slightly dependent on volume. Although the other expense items are basically fixed, they represent a relatively insignificant factor. As noted earlier, the subject property's year-to-date August, 1996 food and beverage expense ratio was far below industry averages. In light of this factor, we have adjusted this line item upward to reflect what a typical operator of this property would achieve. Specifically, we project food and beverage expense to equate to 78.6% of food and beverage revenue in 1997, declining to a stabilized level of 78.0% in 1998. There are slight fluctuations in ratio in some subsequent years, merely as a result of rounding. We note that these rounding errors are apparent in several categories of the income and expense projection, but they do not influence the overall correct dollar amounts. After considering the fixed and variable components, we forecast the subject property's food and beverage expense as follows.

================================================================================
Table 10-14   Forecast of Food and Beverage Expense
--------------------------------------------------------------------------------

                                                        1997      Stabilized
--------------------------------------------------------------------------------
Projected Food & Beverage Expense (+000)                $618        $644
Ratio to Food & Beverage Revenue                        78.6%       78.0%
Amount per Available Room                             $3,203      $3,335
Amount per Occupied Room                              $13.93      $14.28

--------------------------------------------------------------------------------

Telephone Expense

Telephone expense consists of all costs associated with this department. In the case of small hotels with automated systems, the operation of telephones may be an additional responsibility of front desk personnel; however, most large properties employ full-time operators.

The bulk of the telephone expense consists of the cost of local and long-distance calls billed by the telephone companies that provide these services. Because most calls are made by in-house guests, these costs are moderately correlated to occupancy. Unless a particular hotel department incurs high expenses, use of telephone services by hotel employees is charged to this account. The remaining costs, which include salaries, wages, printing, and

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other expenses, are moderately fixed. On a year-to-date basis, the subject property's telephone expense equated to 42.4% of telephone revenue in 1996. This level has been adjusted upward somewhat to reflect industry averages. The following table illustrates our forecast of telephone expense.

================================================================================
Table 10-15   Forecast of Telephone Expense
--------------------------------------------------------------------------------

                                                        1997      Stabilized
--------------------------------------------------------------------------------
Projected Telephone Expense (+000)                       $50         $52
Ratio to Telephone Revenue                              53.6%       53.0%
Amount per Available Room                               $258        $269
Amount per Occupied Room                               $1.13       $1.15

--------------------------------------------------------------------------------

Administrative and General Expense

Administrative and general expense includes the salaries and wages of all administrative personnel who are not directly associated with a particular department. Expense items related to the management and operation of the property are also allocated to this category.

Most administrative and general expenses are relatively fixed. The exceptions are cash overages and shortages; commissions on credit card charges; provision for doubtful accounts, which are moderately affected by the number of transactions or total revenue; and salaries, wages, and benefits, which are very slightly influenced by volume. In recent years, several new items have been added to the administrative and general expense category. Human resources includes the cost of recruiting, relocating, and training personnel. Security consists of the cost of contract security for the property and related expenses.

The general insurance category includes premiums for liability, fidelity, life, theft coverage, and business interruption insurance. Fire and extended-coverage insurance on the building and contents is a separate insurance expense category. Liability insurance covers third-party actions involving bodily injury and personal property, and is typically based on rooms receipts, meeting and banquet income, and food and beverage revenue. Factors that may have an impact on a hotel's liability expense include the size of the meeting, banquet, and restaurant facilities; the ratio between the amount of alcohol served and total food and beverage sales; the presence of a dance floor; a high-rise structure; a swimming pool; life safety support systems; and the guest transportation services provided by the hotel. The subject property's historical administrative and general expense was quite high in

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comparison to industry standards, which generally dictate a range of approximately 8% to 11% of total revenue. Consequently, we adjusted the historical ratio down to 11.2% in 1997 and 11.0% in 1998, where it is assumed to stabilize. The following table illustrates our forecast of administrative and general expense.

================================================================================
Table 10-16   Forecast of Administrative and General Expense
--------------------------------------------------------------------------------

                                                        1997    Stabilized
----------------------------------------------------------------------------
Projected Admin. & General Expense (+000)               $449        $469
Ratio to Total Revenue                                  11.2%       11.0%
Amount per Available Room                             $2,326      $2,430
Amount per Occupied Room                              $10.11      $10.39

--------------------------------------------------------------------------------

Management Fee

Management expense consists of the basic fee paid to the type of company that is anticipated to operate the subject property. Some companies provide management services alone, while others also provide a brand name affiliation. When a management company has no brand identification, the property owner often acquires a franchise that provides the necessary image and recognition. Although most hotel management companies employ a fee schedule that includes a basic fee (usually a percentage of total revenue) and an incentive fee (usually a percentage of defined profit), the incentive portion is often subordinated to debt service and does not appear in a forecast of net income before debt service. Basic hotel management fees are almost always based on a percentage of total revenue, which means they have no fixed component.

Although the incentive fee does not decrease the cash flow available for debt service, it does reduce the potential cash flow to equity, and must be accounted for in the valuation process. Generally, the most appropriate procedure for handling the impact of the incentive fee on the equity component is to use the projected net income before debt service and incentive fee, but adjust the equity dividend or yield rate upward to reflect this added management cost. The adjusted equity dividend and yield rates will be described later in this section.

The subject property is operated by Remington Hospitality, Inc. According to Remington's management agreement with Alexandria Virginia Hotel Limited Partnership, 3% of gross revenues are payable to Remington on a monthly basis. Based on our review of the current market for management

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contracts, we are of the opinion that this fee is consistent with prevailing terms. Applying this management fee structure to the projection of total revenue yields the following forecast of the subject property's management fee.

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Table 10-17   Forecast of Management Fee
--------------------------------------------------------------------------------

                                                        1997     Stabilized
--------------------------------------------------------------------------------
Projected Management Fee (+000)                         $120        $128

--------------------------------------------------------------------------------

Marketing Expense

Marketing expense consists of all costs associated with advertising, sales, and promotion; these activities are intended to attract and retain customers. Marketing can be used to create an image, develop customer awareness, and stimulate patronage of a property's various facilities.

The marketing category is unique in that all expense items, with the exception of fees and commissions, are totally controlled by management. Most hotel operators establish an annual marketing budget that sets forth all planned expenditures. If the budget is followed, total marketing expenses can be projected accurately.

Marketing expenditures are unusual because although there is a lag period before results are realized, the benefits are often extended over a long period. Depending on the type and scope of the advertising and promotion program implemented, the lag time can be as short as a few weeks or as long as several years. However, the favorable results of an effective marketing campaign tend to linger, and a property often enjoys the benefits of concentrated sales efforts for many months.

Marketing expense can be divided into five categories: sales, reservations, advertising and merchandising, other marketing activities, and fees and commissions. Together, these categories include all marketing efforts made by hotel personnel and outside parties. Marketing expenses are fixed with the exception of reservations, fees, and commissions, which are calculated as a percentage of rooms revenue.

Based on the location of the subject property, the local market for transient accommodations, the competitive environment, and the hotel's anticipated market segmentation, we have developed the following marketing forecast using a fixed and variable component model.

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Table 10-18   Forecast of Marketing Expense
--------------------------------------------------------------------------------

                                                        1997      Stabilized
--------------------------------------------------------------------------------
Projected Marketing Expense (+000)                      $297        $310
Ratio to Total Revenue                                   7.4%        7.3%
Amount per Available Room                             $1,538      $1,606
Amount per Occupied Room                               $6.69       $6.88

--------------------------------------------------------------------------------

Franchise Fee

Franchise fee expense represents the fees paid to Ramada Franchise Systems, Inc. for the use of the company's name, trademarks, and service marks. These fees equate to 4.0% of gross rooms revenue, yielding the following forecast.

================================================================================
Table 10-19   Forecast of Franchise Fee
--------------------------------------------------------------------------------

                                                        1997      Stabilized
--------------------------------------------------------------------------------
Franchise Fees (+000)                                   $124        $132

--------------------------------------------------------------------------------

Property Operations and Maintenance

Property operations and maintenance expense is another expense category that is largely controlled by management. Except for repairs that are necessary to keep the facility open and prevent damage (e.g., plumbing, heating, and electrical items), most maintenance can be deferred for varying lengths of time.

Maintenance is an accumulating expense. If management elects to postpone performing a required repair, they have not eliminated or saved the expenditure; they have only deferred payment until a later date. A lodging facility that operates with a lower-than-normal maintenance budget is likely to accumulate a considerable amount of deferred maintenance.

The age of a lodging facility has a strong influence on the required level of maintenance. A new or thoroughly renovated property is protected for several years by modern equipment and manufacturers' warranties. However, as a hostelry grows older, maintenance expenses escalate. A well-organized preventive maintenance system often helps delay deterioration, but most facilities face higher property operations and maintenance costs each year, regardless of the occupancy trend. The quality of initial construction can also have a direct impact on future maintenance requirements. The use of high-

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quality building materials and construction methods generally reduces the need for maintenance expenditures over the long term.

Property operations and maintenance is considered an operating expense; as such, it includes only those components that can be expensed, rather than capitalized, under Internal Revenue Service regulations. For example, if a table leg is broken, the repair of that leg is considered an expense and is chargeable to property operations and maintenance. If the table is replaced, it becomes a capital expenditure and does not appear under the property operations and maintenance category. Appraisers account for capital replacement of items such as furniture and equipment in the reserve for replacement account, which is discussed later in this section. Property operations and maintenance costs are relatively fixed, and are projected as follows.

================================================================================
Table 10-20   Forecast of Property Operations and Maintenance Expense
--------------------------------------------------------------------------------

                                                        1997      Stabilized
--------------------------------------------------------------------------------
Projected Prop. Oper. & Maint. Expense (+000)           $262        $274
Ratio to Total Revenue                                   6.5%        6.4%
Amount per Available Room                             $1,360      $1,420
Amount per Occupied Room                               $5.91       $6.08

--------------------------------------------------------------------------------

Energy Expense

The energy consumption of a lodging facility takes several forms, including water and space heating, air conditioning, lighting, cooking fuel, and other miscellaneous power requirements. The most common sources of hotel energy are electricity, natural gas, fuel oil, and steam. This category also includes the cost of water service.

Total energy cost depends on the source and quantity of fuel used. Electricity tends to be the most expensive source, followed by oil and gas. Although all hotels consume a sizable amount of electricity, many properties supplement their energy requirements with less expensive sources, such as gas and oil, for heating and cooking.

A large portion of a hostelry's energy consumption is relatively fixed. Restaurants, kitchens, public areas, and corridors must be continually lighted and climate-controlled, regardless of occupancy. The energy cost of an additional occupied room (i.e., a few hours of light, television, heat, or air

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conditioning) is minimal. The following table presents our forecast of the subject property's energy expense.

================================================================================
Table 10-21    Forecast of Energy Expense
--------------------------------------------------------------------------------

                                                        1997      Stabilized
--------------------------------------------------------------------------------
Projected Energy Expense (+000)                         $274        $284
Ratio to Total Revenue                                   6.8%        6.7%
Amount per Available Room                             $1,419      $1,474
Amount per Occupied Room                               $6.17       $6.31

--------------------------------------------------------------------------------

Property Taxes

The estimate of property taxes was detailed in a previous section of this report. The following table summarizes these projections.

================================================================================
Table 10-22   Forecast of Property Taxes
--------------------------------------------------------------------------------

                                                        1997      Stabilized
--------------------------------------------------------------------------------
Projected Property Taxes (+000)                         $131        $136

--------------------------------------------------------------------------------

Insurance Expense

The insurance expense category consists of the cost of insuring the hotel and its contents against damage or destruction by fire, weather, sprinkler leakage, boiler explosion, plate glass breakage, and so forth. It does not include liability coverage, which is a component of administrative and general expense.

Insurance rates are based on many factors, including building design and construction, fire detection and extinguishing equipment, fire district, distance from the firehouse, and the area's fire experience. Insurance expenses do not vary with occupancy.

Based on historical levels, we project the subject property's insurance expense to equate to approximately $72,000 or $373 per available room in 1997 (the first projection period). In subsequent years, this amount is assumed to increase in tandem with inflation. The following table outlines our projection of insurance expense.

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Table 10-23   Forecast of Insurance Expense
--------------------------------------------------------------------------------

                                                        1997      Stabilized
--------------------------------------------------------------------------------
Projected Insurance Expense (+000)                       $72         $75

--------------------------------------------------------------------------------

Reserve for Replacement

Furniture, fixtures, and equipment are essential to the operation of a lodging facility, and their quality often influences a property's class. This category includes all non-real estate items that are capitalized, rather than expensed. The furniture, fixtures, and equipment of a hotel are exposed to heavy use and must be replaced at regular intervals. The useful life of these items is determined by their quality, durability, and the amount of guest traffic and use.

Periodic replacement of furniture, fixtures, and equipment is essential to maintain the quality, image, and income-producing potential of a lodging facility. Because capitalized expenditures are not included in the operating statement but nevertheless affect an owner's cash flow, an appraisal should reflect these expenses in the form of an appropriate reserve for replacement.

Our industry experience indicates that a reserve for replacement of 3% to 5% of total revenue is generally sufficient to provide for the timely replacement of furniture, fixtures, and equipment. Because the reserve for replacement is based on a percentage of total revenue, it has no fixed component.

Based on an analysis of comparable lodging facilities, we believe that a reserve for replacement of 4.0% of total revenue is sufficient to provide for the periodic replacement of the subject property's furniture, fixtures, and equipment. This amount is consistent with the reserve account contributions that are being made currently. The following table summarizes the projected reserve for replacement.

================================================================================
Table 10-24   Forecast of Reserve for Replacement
--------------------------------------------------------------------------------

                                                        1997      Stabilized
--------------------------------------------------------------------------------
Projected Replacement Reserve (+000)                    $161        $171

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Summary of Projections

Based on the preceding analysis, we have formulated a forecast of income and expense. The table on the following page presents a detailed forecast through the stabilized year, including amounts per available room (PAR) and per occupied room (POR). For the purpose of comparison, this table also presents the subject property's most recent full year of operating history. The second table illustrates our ten-year forecast of income and expense in less detail. The forecasts pertain to calendar operating years beginning in 1997, and are expressed in inflated dollars for each year.

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Table 10-25 Detailed Forecast of Income and Expense through the Stabilized Year and Most Recent Operating History, Ramada Plaza Pentagon, Alexandria, Virginia
--------------------------------------------------------------------------------

                                       Historical 1995 Results                                  1997
                               ----------------------------------------        ----------------------------------------
No. of Rooms:                       193                                             193
Occupancy:                         59.3%                                           63.0%
Average Rate:                    $61.29                                          $69.75
No. of Days Open:                   365                                             365
No. of Occupied Rooms:           41,787    Percent                               44,380    Percent
                                  (+000)   of Gross      PAR         POR          (+000)   of Gross      PAR         POR
--------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                         $2,561      77.4%    $13,270      $61.29        $3,096      77.2%    $16,041      $69.76
   Food                             558      16.9       2,890       13.35           700      17.4       3,627       15.77
   Beverage                          90       2.7         467        2.16            87       2.2         451        1.96
   Telephone                         63       1.9         328        1.51            93       2.3         482        2.10
   Other Income                      35       1.0         180        0.83            38       0.9         197        0.86
        Total                     3,307      99.9      17,135       79.14         4,014     100.0      20,798       90.45
--------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                            666      26.0       3,451       15.94           768      24.8       3,979       17.30
   Food & Beverage                  512      79.1       2,654       12.26           618      78.5       3,202       13.93
   Telephone                         41      64.3         211        0.97            50      53.8         259        1.13
        Total                     1,219      36.9       6,317       29.17         1,436      35.8       7,440       32.36
--------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME               2,088      63.0      10,819       49.97         2,578      64.2      13,358       58.09
--------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General         454      13.7       2,353       10.87           449      11.2       2,326       10.12
   Management Fee                    99       3.0         514        2.38           120       3.0         622        2.70
   Marketing                        268       8.1       1,390        6.42           297       7.4       1,539        6.69
   Franchise Fees                    75       2.3         390        1.80           124       3.1         642        2.79
   Property Oper. & Maint.          250       7.6       1,294        5.98           262       6.5       1,358        5.90
   Energy                           275       8.3       1,425        6.58           274       6.8       1,420        6.17
        Total                     1,422      43.0       7,367       34.03         1,526      38.0       7,907       34.38
--------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                        666      20.0       3,452       15.94         1,052      26.2       5,451       23.70
--------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                   107       3.2         554        2.56           131       3.3         679        2.95
   Insurance                         62       1.9         322        1.49            72       1.8         373        1.62
        Total                       169       5.1         876        4.05           364       9.1       1,886        8.20
--------------------------------------------------------------------------------------------------------------------------
NET INCOME                         $497      14.9%     $2,576      $11.90          $688      17.1%     $3,565      $15.50
==========================================================================================================================

Food/Rooms                         21.8%                                           22.6%
Beverage/Food                      16.2%                                           12.4%
Telephone/Rooms                     2.5%                                            3.0%
Other Income/Rooms                  1.4%                                            1.2%

                                              Stabilized
                                ------------------------------------------
No. of Rooms:                         193
Occupancy:                           64.0%
Average Rate:                      $73.41
No. of Days Open:                     365
No. of Occupied Rooms:              45,085   Percent
                                     (+000)  of Gross      PAR       POR
--------------------------------------------------------------------------
REVENUE
   Rooms                           $3,310      77.5%    $17,150     $73.42
   Food                               734      17.2       3,803      16.28
   Beverage                            91       2.1         472       2.02
   Telephone                           98       2.3         508       2.17
   Other Income                        39       0.9         202       0.87
        Total                       4,272     100.0      22,135      94.75
--------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                              800      24.2       4,145      17.74
   Food & Beverage                    644      78.1       3,337      14.28
   Telephone                           52      53.1         269       1.15
        Total                       1,496      35.0       7,751      33.18
--------------------------------------------------------------------------
DEPARTMENTAL INCOME                 2,776      65.0      14,383      61.57
--------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General           469      11.0       2,430      10.40
   Management Fee                     128       3.0         663       2.84
   Marketing                          310       7.3       1,606       6.88
   Franchise Fees                     132       3.1         684       2.93
   Property Oper. & Maint.            274       6.4       1,420       6.08
   Energy                             284       6.6       1,472       6.30
        Total                       1,597      37.4       8,275      35.42
--------------------------------------------------------------------------
HOUSE PROFIT                        1,179      27.6       6,109      26.15
--------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                     136       3.2         703       3.01
   Insurance                           75       1.8         389       1.66
        Total                         382       9.0       1,977       8.46
--------------------------------------------------------------------------
NET INCOME                           $797      18.6%     $4,132     $17.69
==========================================================================

Food/Rooms                           22.2%
Beverage/Food                        12.4%
Telephone/Rooms                       3.0%
Other Income/Rooms                    1.2%

* Departmental expense ratios are expressed as a percentage of departmental revenues

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Table 10-26 Ten-Year Forecast of Income and Expense, Ramada Plaza Pentagon, Alexandria, Virginia (+000)
--------------------------------------------------------------------------------

                                           1997                     1998                     1999                    2000
                                   ----------------------   ----------------------  -----------------------  ----------------------

Number of Rooms:                          193                      193                     193                      193
Occupied Rooms:                        44,380                   45,085                  45,085                   45,085
Occupancy:                               63.0%     % of           64.0%    % of           64.0%     % of           64.0%   % of
Average Rate:                          $69.75     Gross         $73.41     Gross        $75.98      Gross         $78.64   Gross
----------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                               $3,096      77.2 %       $3,310      77.5 %      $3,426       77.5 %      $3,545      77.5 %
   Food                                   700      17.4            734      17.2           759       17.2           786      17.2
   Beverage                                87       2.2             91       2.1            94        2.1            98       2.1
   Telephone                               93       2.3             98       2.3           101        2.3           105       2.3
   Other Income                            38       0.9             39       0.9            41        0.9            42       0.9
      Total                             4,014     100.0          4,272     100.0         4,421      100.0         4,576     100.0
----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
   Rooms                                  768      24.8            800      24.2           828       24.2           857      24.2
   Food & Beverage                        618      78.5            644      78.1           666       78.1           690      78.1
   Telephone                               50      53.8             52      53.1            54       53.5            56      53.3
      Total                             1,436      35.8          1,496      35.0         1,548       35.0         1,603      35.0
----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME                     2,578      64.2          2,776      65.0         2,873       65.0         2,973      65.0
----------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General               449      11.2            469      11.0           485       11.0           502      11.0
   Management Fee                         120       3.0            128       3.0           133        3.0           137       3.0
   Marketing                              297       7.4            310       7.3           321        7.3           332       7.3
   Franchise Fees                         124       3.1            132       3.1           137        3.1           142       3.1
   Property Oper. & Maint.                262       6.5            274       6.4           284        6.4           294       6.4
   Energy                                 274       6.8            284       6.6           294        6.7           305       6.7
      Total                             1,526      38.0          1,597      37.4         1,654       37.5         1,712      37.5
----------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                            1,052      26.2          1,179      27.6         1,219       27.5         1,261      27.5
----------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                         131       3.3            136       3.2           140        3.2           145       3.2
   Insurance                               72       1.8             75       1.8            78        1.8            80       1.7
   Reserve for Replacement                161       4.0            171       4.0           177        4.0           183       4.0
      Total                               364       9.1            382       9.0           395        9.0           408       8.9
----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                               $688      17.1 %         $797      18.6 %        $824       18.5 %        $853      18.6
==================================================================================================================================

                                         2001                      2002                    2003                     2004
                               -----------------------   ----------------------  ----------------------   ----------------------

Number of Rooms:                        193                      193                     193                      193
Occupied Rooms:                      45,085                   45,085                  45,085                   45,085
Occupancy:                             64.0%     % of           64.0%     % of          64.0%    % of            64.0%    % of
Average Rate:                         $81.39     Gross        $84.24      Gross       $87.19     Gross         $90.24     Gross
-----------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                             $3,669      77.5 %       $3,798      77.5 %      $3,931      77.5 %       $4,068      77.5 %
   Food                                 813      17.2            842      17.2           871      17.2            902      17.2
   Beverage                             101       2.1            105       2.1           108       2.1            112       2.1
   Telephone                            108       2.3            112       2.3           116       2.3            120       2.3
   Other Income                          44       0.9             45       0.9            47       0.9             48       0.9
      Total                           4,735     100.0          4,902     100.0         5,073     100.0          5,250     100.0
-----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
   Rooms                                887      24.2            918      24.2           950      24.2            983      24.2
   Food & Beverage                      713      78.0            739      78.0           764      78.0            791      78.0
   Telephone                             57      52.8             60      53.6            62      53.4             64      53.3
      Total                           1,657      35.0          1,717      35.0         1,776      35.0          1,838      35.0
-----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME                   3,078      65.0          3,185      65.0         3,297      65.0          3,412      65.0
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General             520      11.0            538      11.0           557      11.0            576      11.0
   Management Fee                       142       3.0            147       3.0           152       3.0            158       3.0
   Marketing                            344       7.3            356       7.3           368       7.3            381       7.3
   Franchise Fees                       147       3.1            152       3.1           157       3.1            163       3.1
   Property Oper. & Maint.              304       6.4            315       6.4           326       6.4            337       6.4
   Energy                               315       6.7            326       6.7           338       6.7            350       6.7
      Total                           1,772      37.5          1,834      37.5         1,898      37.5          1,965      37.5
-----------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                          1,306      27.5          1,351      27.5         1,399      27.5          1,447      27.5
-----------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                       150       3.2            156       3.2           161       3.2            167       3.2
   Insurance                             83       1.8             86       1.8            89       1.8             92       1.8
   Reserve for Replacement              189       4.0            196       4.0           203       4.0            210       4.0
      Total                             422       9.0            438       9.0           453       9.0            469       9.0
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                             $884      18.5 %         $913      18.5 %        $946      18.5 %         $978      18.5 %
===================================================================================================================================

                                       2005                     2006
                               --------------------  -----------------------

Number of Rooms:                     193                     193
Occupied Rooms:                   45,085                  45,085
Occupancy:                          64.0%     % of          64.0%     % of
Average Rate:                     $93.40      Gross       $96.67      Gross
----------------------------------------------------------------------------
REVENUE
   Rooms                          $4,211      77.5 %      $4,358      77.5 %
   Food                              933      17.2           966      17.2
   Beverage                          116       2.1           120       2.1
   Telephone                         124       2.3           129       2.3
   Other Income                       50       0.9            52       0.9
      Total                        5,434     100.0         5,625     100.0
----------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
   Rooms                           1,018      24.2         1,053      24.2
   Food & Beverage                   819      78.1           847      78.0
   Telephone                          66      53.2            68      52.7
      Total                        1,903      35.0         1,968      35.0
----------------------------------------------------------------------------
DEPARTMENTAL INCOME                3,531      65.0         3,657      65.0
----------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General          596      11.0           617      11.0
   Management Fee                    163       3.0           169       3.0
   Marketing                         394       7.3           408       7.3
   Franchise Fees                    168       3.1           174       3.1
   Property Oper. & Maint.           349       6.4           361       6.4
   Energy                            362       6.7           375       6.7
      Total                        2,032      37.5         2,104      37.5
----------------------------------------------------------------------------
HOUSE PROFIT                       1,499      27.5         1,553      27.5
----------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                    173       3.2           179       3.2
   Insurance                          95       1.7            99       1.8
   Reserve for Replacement           217       4.0           225       4.0
      Total                          485       8.9           503       9.0
----------------------------------------------------------------------------
NET INCOME                        $1,014      18.6 %      $1,050      18.5 %
============================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues
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The conversion of a property's projected net income into an estimate of value is based on the premise that investors typically purchase real estate with a small amount of equity cash (25% to 40%) and a large amount of mortgage financing (60% to 75%). The amounts and terms of available mortgage financing and the rates of return that are required to attract sufficient equity capital form the basis for allocating the net income between the mortgage and equity components and deriving a value estimate.

Mortgage Component

Data for the mortgage component may be developed from statistics of actual hotel mortgages made by long-term lenders. The American Council of Life Insurance, which represents 20 large life insurance companies, publishes quarterly information pertaining to the hotel mortgages issued by its member companies. The following table summarizes the average mortgage interest rates of the hotel loans made by these lenders. In addition, the average A corporate bond yield (as reported by Moody's Bond Record) is shown for the purpose of comparison.

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Table 10-27 Average Mortgage Interest Rates and Average A Corporate Bond Yields
--------------------------------------------------------------------------------

                                                  Average A
                                  Average         Corporate
         Period                Interest Rate      Bond Yield
--------------------------------------------------------------------------------
  1st Quarter 1996                 7.79 %             7.37 %
  4th Quarter 1995                 8.44               7.28
  3rd Quarter 1995                 8.61               7.67
  2nd Quarter 1995                 9.25               7.87
  1st Quarter 1995                 9.14               8.50
  3rd Quarter 1994                 9.64               8.48
  2nd Quarter 1994                 9.38               8.28
  4th Quarter 1993                 9.38               7.80
  3rd Quarter 1993                 8.41               7.28
  2nd Quarter 1993                10.53               9.65
  4th Quarter 1992                 9.43               8.48
  3rd Quarter 1992                 9.99               8.38
  2nd Quarter 1992                 9.47               8.79
  1st Quarter 1992                10.02               8.81
  4th Quarter 1991                10.49               8.97
  3rd Quarter 1991                10.03               9.29
  2nd Quarter 1991                10.75               9.45
  3rd Quarter 1990                10.47               9.89
  2nd Quarter 1990                10.58               9.83
  4th Quarter 1989                 9.96               9.42
  3rd Quarter 1989                 9.55               9.46
  2nd Quarter 1989                10.54               9.93
  1st Quarter 1989                10.39              10.16
  4th Quarter 1988                10.07              10.03
  3rd Quarter 1988                10.66              10.51
  2nd Quarter 1988                10.09              10.33
  4th Quarter 1987                10.41              10.45
  3rd Quarter 1987                10.00               9.95
  2nd Quarter 1987                 9.81               9.46
  1st Quarter 1987                 9.43               9.19
  4th Quarter 1986                 9.44               9.55
  3rd Quarter 1986                 9.56               9.71
  2nd Quarter 1986                 9.80               9.91
  1st Quarter 1986                10.99              10.62

        Source: American Council of Life Insurance; Moody's Bond Record

--------------------------------------------------------------------------------

Because of the six- to nine-month lag time in reporting and publishing hotel mortgage statistics, it is necessary to update this information to reflect current lending practices. Research by HVS International indicates that there is a close mathematical relationship between the average interest rate of a

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hotel mortgage and the concurrent yield on an average A corporate bond. Through a regression analysis, this relationship is expressed as follows.

                            Y = 2.76078 + 0.782280 X

      Where:     Y = Estimated Hotel/Motel Mortgage Interest Rate
                 X = Current Average A Corporate Bond Yield
                     (Coefficient of correlation is 96.4%)

The average yield on A corporate bonds for the third quarter of 1996, as reported by Moody's Bond Record, was 7.91%. Using a factor of 7.91% in the equation presented above produces an estimated hotel/motel interest rate of 8.95%.

In addition to the mortgage interest rate estimate derived from this regression analysis, HVS International constantly monitors the terms of hotel mortgage loans made by our institutional lending clients. In the past year, we have noted an increase in the availability of debt financing, and many lenders have returned to the market. The current level of lending activity represents a significant increase from the restricted environment of the early 1990s. Nonetheless, the market for hotel mortgage loans remains somewhat tight, particularly when compared to the conditions that prevailed in the mid-to late 1980s. In the current lending climate, strong hotel projects that are structured on an economic basis can secure mortgage financing at interest rates ranging from 8% to 11%, depending on the property, location, affiliation, and operator.

In the 1980s, when hotel mortgages were widely available, loan-to-value ratios typically ranged from 75% to 80%. Amortization schedules were generally based on 30 years, although the term of the loan was more likely to be seven to ten years. The few loans that were underwritten in the early 1990s were based on far more stringent parameters: loan-to-value ratios declined to a range of 50% to 65%, and amortization periods of 20 to 25 years were most common.

With the recent reemergence of hotel financing, loan-to-value requirements and amortization schedules have loosened somewhat. At present, we find that lenders who are active in the market are using loan-to-value ratios of 65% to 75%, and amortization periods of 25 to 30 years. The exact terms offered depend on specific factors such as the property's location, the age and quality of the physical facility, local hostelry market conditions, and

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(perhaps more significantly) the profile of the borrower. The strongest projects typically command the highest loan-to-value ratios.

Based on the preceding analysis of the current lodging industry mortgage market and adjustments for specific factors such as the property's location and conditions in the local hotel market, it is our opinion that a 25-year amortization mortgage with a 9.5% interest rate and a 0.111856 constant is appropriate for the subject property. We believe that a mortgage lender will lend up to 70% of the hotel's market value as determined by this appraisal.

Equity Component

The remaining capital required for a hotel investment generally comes from the equity investor. The rate of return that an equity investor expects over a ten-year holding period is known as the equity yield. Unlike the equity dividend, which is a short-term rate of return, the equity yield specifically considers a long-term holding period (generally ten years), annual inflation-adjusted cash flows, property appreciation, mortgage amortization, and proceeds from a sale at the end of the holding period.

It is difficult to quantify the rate of return required by equity investors who are seeking to purchase hotel properties. To establish an appropriate equity yield rate, HVS International uses two sources of data: past appraisals and investor interviews.

Past Appraisals - During the past 12 months, HVS International has appraised more than 400 hotels, including properties located in most major national markets. Each appraisal used a similar mortgage-equity approach in which income is projected and then discounted to a current value at rates reflecting the cost of debt and equity capital. In the case of hotels that were sold subsequent to our valuations, we are able to determine an appropriate equity yield rate by excluding incentive management fees from the projection of income and expense, inserting the projection into a valuation model, and adjusting the appraised value to reflect the actual sales price by modifying the return assumptions. The following table shows a representative sample of hotels that were sold shortly after we appraised them, along with the imputed equity return based on our valuation approach.

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Table 10-28   Sample of Hotels Sold
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                                                         No. of    Date of                    Overall    Total Property    Equity
Hotel                            City and State          Rooms       Sale     Sales Price       Rate         Yield         Yield
----------------------------------------------------------------------------------------------------------------------------------
Ritz-Carlton                     Phoenix, AZ               281       2/94    $23,000,000       11.0%         14.6%         21.7%
Marriott Marina                  Fort Lauderdale, FL       580       2/94     40,000,000       12.2          16.4          26.7
Holiday Inn                      Edison, NJ                274       3/94     11,803,000        7.8          17.0          26.3
Crescent Hotel                   Phoenix, AZ               342       3/94     26,000,000        6.5           7.2           2.2
Checkers Hotel Kempinski         Los Angeles, CA           173       4/94     12,750,000        3.0          18.3          27.0
Best Western Fireside Inn        Cambria, CA                46       4/94      3,377,000       11.7          15.8          24.3
Phoenician Resort                Phoenix, AZ               580       4/94    224,000,000        6.6           9.3           8.9
Newark-Fremont Hilton            Newark, CA                300       5/94      8,950,000        8.8          14.9          20.7
Radisson Inn                     Orlando, FL               299       5/94     11,150,000       12.9          18.0          28.2
Westin Kauai                     Lihue, Kauai, HI          840       6/94     97,400,000       (1.9)          8.1           7.2
Residence Inn                    Binghamton, NY             72       6/94      6,325,000       10.8          13.9          21.9
Hotel Millenium                  New York, NY              561       6/94     75,000,000        9.5          14.1          23.0
Best Western Otay Valley         Chula Vista, CA           120       7/94      2,350,000       13.2          21.1          31.8
Hampton Inn                      Islandia, NY              121       7/94      6,572,000       12.6          16.6          28.2
Hampton Inn                      Willow Grove, PA          150       7/94     10,220,000       11.0          14.3          23.0
Hampton Inn                      West Palm Beach, FL       136       7/94      4,220,000       10.8          10.8          14.3
Hampton Inn                      Naples, FL                107       7/94      5,700,000       11.4          11.5          24.9
Hampton Inn                      Albany, NY                126       7/94      9,204,000        9.3          11.5          15.8
Marriott Hotel                   South Bend, IN            299       7/94     11,500,000       10.5          13.2          18.9
Marriott SFO                     Burlingame, CA            684       8/94     61,700,000       10.2          13.2          19.0
Westfields Conference Center     Chantilly, VA             340       8/94     46,000,000       12.3          15.9          25.3
Radisson Mark Resort             Vail, CO                  349       9/94     25,200,000        8.9          15.8          24.1
Marriott East Side               New York, NY              664      10/94     55,000,000        8.5           9.7          11.1
Marriott Resort                  Vail, CO                  349      10/94     25,200,000       14.2          18.9          30.5
Marriott Quorum                  Addison, TX               547      10/94     29,815,000       13.5          18.2          31.8
Sheraton Hotel                   Hasbrouck Heights, NJ     338      11/94     10,450,000       18.3          21.1          30.7
Sheraton Inn                     Napa, CA                  191      12/94      9,968,000        8.9          13.7          19.8
Marriott Fisherman's Wharf       San Francisco, CA         255      12/94     27,755,000       10.8          13.4          19.4
Marriott Hotel                   Portland, OR              503      12/94     45,000,000       12.9          17.4          30.0
Radisson Inn                     Springfield, MO           199      12/94      5,800,000        8.2          10.1          11.3
Williamsburg Hilton              Williamsburg, VA          291      12/94     15,000,000       15.4          19.0          32.0
Marriott Tech Center             Denver, CO                625      12/94     36,000,000       13.7          16.4          27.1
Holiday Inn Sunspree             Singer Island, FL         222      12/94     11,900,000        8.6          10.6          12.4
The Plaza                        New York, NY              805       6/95    325,000,000        7.0          11.0          14.0
Fullerton Suites                 Fullerton, CA              96       5/95      5,000,000       12.9          18.7          28.5
Residence Inn                    Baton Rouge, LA            80       6/95      6,518,000       12.7          14.8          21.2
Residence Inn                    Overland Park, KS         112       6/95      8,500,000        8.9          14.7          20.8
Residence Inn                    Des Moines, IA            112       6/95      7,660,000        9.8          14.1          19.6
Residence Inn                    Hunt Valley, MD            96       6/95      6,580,000       12.3          13.6          18.3
Residence Inn                    Kansas City, MO           112       6/95      6,560,000       10.4          13.2          19.8
Residence Inn                    Lincoln, NE               120       6/95      7,100,000       10.0          13.7          18.5
Embassy Suites                   Schaurmburg, IL           209      12/95     17,800,000       10.0          13.5          18.9
Marriott Hotel                   Andover, MA               293      12/95     24,000,000        9.7          13.5          19.2
Doubletree Suites                Valley Forge, PA          229      12/95     28,500,000       10.7          14.2          15.5
Marriott Hotel                   Tysons Corner, VA         390      12/95     41,100,000       10.7          13.1          18.0
Marriott Hotel                   Warner Center, CA         461      12/95     57,900,000        6.2          11.6          14.2
Hilton at the Club               Pleasanton, CA            294      12/95     22,000,000       10.5          13.4          17.0

                            Source: HVS International

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Investor Interviews - HVS International is in constant contact with numerous institutional and individual hotel investors. These sources of equity funds have definite return requirements that can be expressed as an equity yield rate based on a ten-year projection of net income before incentive management fees but after debt service. Based on our surveys and investor interviews, the following table illustrates the range of equity yields generally required by individual and institutional investors.

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Table 10-29   Equity Yield Requirements
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                Source                Equity Yield Requirement
                ------                ------------------------

                Individual                   20% - 24%
                Institution                  18% - 22%

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Based on the assumed 70% loan-to-value ratio, the risk inherent in achieving the projected income stream, and the age, condition, and anticipated market position of the subject property, it is our opinion that an equity investor is likely to require an equity yield rate of 22.0% before payment of incentive management fees. This estimate is well supported by the equity yield requirements presented previously.

Terminal Capitalization Rate

Inherent in this valuation process is the assumption of a sale at the end of the ten-year holding period. The estimated reversionary sales price as of that date is calculated by capitalizing the projected 11th-year net income by an overall terminal capitalization rate. A percentage for the seller's brokerage and legal fees is deducted from this sales price, and the net proceeds to the equity interest (also known as the equity residual) are calculated by deducting the outstanding mortgage balance from the reversion.

To estimate a property's reversionary value, the appraiser must select a terminal capitalization rate and an allocation for brokerage and legal fees. The terminal capitalization rate is an overall rate that is applied to one stabilized year, and thus it inherently incorporates the cost of debt and equity capital. The terminal capitalization rate can be derived through a mortgage and equity band of investment technique which calculates the weighted average cost of the capital used in a hotel investment. Combining the mortgage financing terms derived previously (namely, a 70% loan-to-value ratio and a 0.111856 debt service constant) with a cash-on-cash equity dividend rate of 12% produces the following overall capitalization rate. Because this overall rate will be used to capitalize net income ten years from the date of value, an

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upward adjustment is appropriate to reflect the uncertainty inherent in this extended period. For the purpose of this valuation, we will use a terminal capitalization rate of 11.5%.

As a point of reference, the terminal capitalization rate can be compared to the going-in rate implied by the subject property's estimated value. The going-in rate reflects the capitalization rate that would be applicable if the hotel were operating at a stabilized level as of the date of value. This rate is calculated by dividing the stabilized net income (expressed in current dollars as of the date of value) by the value indicated by the income capitalization approach. Generally, the terminal capitalization rate is approximately 100 to 200 basis points above the going-in rate.

Summary of Valuation Variables

The following table summarizes the valuation variables that have been used to estimate the subject property's value via the income capitalization approach.

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Table 10-30   Summary of Valuation Variables
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Annual Net Income                               NI                 See Forecast
Loan-to-Value Ratio                             M                      70.0%
Interest Rate                                   i                       9.5%
Debt Service Constant                           f                     0.111856
Equity Yield                                    Ye                     22.0%
Brokerage and Legal Fees                        b                       3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years              fp                    0.155277
Terminal Capitalization Rate                    Rr                     11.5%

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Valuation of the Mortgage and Equity Components

The valuation of the mortgage and equity components is accomplished through use of an algebraic equation that calculates the exact amount of debt and equity that the hotel will be able to support based on the anticipated cash flow (as derived from the forecast of income and expense) and the specific return requirements demanded by the mortgage lender (interest) and the equity investor (equity yield). The equation and the calculations associated with this simultaneous valuation formula are set forth in the Addenda to this report. Using the variables summarized above, we estimate the value of the subject property via the income capitalization approach at $6,700,000.

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Proof of Value

The value is proven by calculating the yields to the mortgage and equity components during the projection period. If the mortgagee achieves a 9.5% yield and the equity yield is 22.0%, then roundly $6,700,000 is the correct value by the income capitalization approach. Using the assumed financial structure set forth in the previous calculations, market value can be allocated between the debt and equity as follows.

Mortgage Component  (70%)                     $4,705,000
Equity Component  (30%)                        2,016,000
                                           -------------
        Total                                 $6,721,000

The annual debt service is calculated by multiplying the mortgage component by the mortgage constant.

Mortgage Component                         $4,705,000
Mortgage Constant                            0.111856
                                          -----------
  Annual Debt Service                        $526,281

The cash flow to equity is calculated by deducting the debt service from the projected net income before debt service.

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Table 10-31   Forecast of Net Income to Equity
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               Net Income
             Available for                                         Net Income
Year          Debt Service                Debt Service             to Equity
------------------------------------------------------------------------------

1997            $688,000         -         $526,000         =        $162,000
1998             797,000         -          526,000         =         271,000
1999             824,000         -          526,000         =         298,000
2000             853,000         -          526,000         =         327,000
2001             884,000         -          526,000         =         358,000
2002             913,000         -          526,000         =         387,000
2003             946,000         -          526,000         =         420,000
2004             978,000         -          526,000         =         452,000
2005           1,014,000         -          526,000         =         488,000
2006           1,050,000         -          526,000         =         524,000

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The equity residual at the end of the tenth year is calculated as follows.

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Reversionary Value   (    $1,087,000  /   0.115)            $9,452,000
Less: Brokerage and Legal Fees                                 284,000
Less: Mortgage Balance                                       3,389,000
                                                          -------------
         Net Sale Proceeds to Equity                        $5,779,000

The overall property yield (before debt service), the yield to the lender, and the yield to the equity position have been calculated by computer with the following results.

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Table 10-32   Overall Property Yields
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                                               Projected Yield
                                           (Internal Rate of Return)
Position                     Value        Over 10-Year Holding Period
---------------------------------------------------------------------

Total Property            $6,721,000                   14.6%
Mortgage                   4,705,000                    9.5
Equity                     2,016,000                   22.0

The following tables demonstrate that the property receives its anticipated yields, proving that the value of roundly $6,700,000 is correct based on the assumptions used in this approach.

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Table 10-33   Total Property Yield
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            Net Income Before          Present Worth of $1        Discounted
Year          Debt Service              Factor at 14.6%            Cash Flow
------------------------------------------------------------------------------

1997            $688,000         x                0.872908  =        $601,000
1998             797,000         x                0.761969  =         607,000
1999             824,000         x                0.665129  =         548,000
2000             853,000         x                0.580596  =         495,000
2001             884,000         x                0.506807  =         448,000
2002             913,000         x                0.442396  =         404,000
2003             946,000         x                0.386171  =         365,000
2004             978,000         x                0.337092  =         330,000
2005           1,014,000         x                0.294251  =         298,000
2006           10,219,000*       x                0.256854  =       2,625,000
                                                                   -----------
                             Total Property Value                  $6,721,000

   *Tenth-year net income of $1,050,000 plus sales proceeds of $9,169,000

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Table 10-34   Mortgage Component Yield
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                                 Present Worth of $1              Discounted
Year          Debt Service              Factor at 9.5%             Cash Flow
------------------------------------------------------------------------------

1997            $526,000         x                0.914314  =        $481,000
1998             526,000         x                0.835969  =         440,000
1999             526,000         x                0.764338  =         402,000
2000             526,000         x                0.698845  =         368,000
2001             526,000         x                0.638963  =         336,000
2002             526,000         x                0.584213  =         307,000
2003             526,000         x                0.534154  =         281,000
2004             526,000         x                0.488384  =         257,000
2005             526,000         x                0.446536  =         235,000
2006           3,915,000 *       x                0.408274  =       1,598,000
                                                                   -----------
                             Value of the Mortgage Component       $4,705,000

* Tenth-year debt service fo $526,000 plus outstanding mortgage balance of $3,389,000

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Table 10-35   Equity Component Yield
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               Net Income                Present Worth of $1        Discounted
Year           to Equity                   Factor at 22.0%          Cash Flow
------------------------------------------------------------------------------

1997            $162,000         x                0.819610  =        $133,000
1998             271,000         x                0.671761  =         182,000
1999             298,000         x                0.550582  =         164,000
2000             327,000         x                0.451263  =         148,000
2001             358,000         x                0.369860  =         132,000
2002             387,000         x                0.303141  =         117,000
2003             420,000         x                0.248458  =         104,000
2004             452,000         x                0.203638  =          92,000
2005             488,000         x                0.166904  =          81,000
2006           6,303,000 *       x                0.136796  =         862,000
                                                                   -----------
                             Value of the Equity Component         $2,015,000

* Tenth-year net income ot equity of $524,000 plus sales proceeds of $5,779,000

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Valuation Method Two: Discounted Cash Flow

The total property yield derived from the previous valuation method was 14.6%. After reviewing the total property yields indicated by recent hotel sales, it is our opinion that a 15.0% discount factor is appropriate for the

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Ramada Plaza Pentagon. The following table illustrates the discounted cash flow analysis using this 15.0% factor.

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Table 10-36   Discounted Cash Flow Analysis
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                                              Discount
                  Net                           Factor            Discounted
Year             Income                        at 15.0%            Cash Flow
-----------------------------------------------------------------------------

1997            $688,000        x                0.86957  =        $598,261
1998             797,000        x                0.75614  =         602,647
1999             824,000        x                0.65752  =         541,793
2000             853,000        x                0.57175  =         487,706
2001             884,000        x                0.49718  =         439,504
2002             913,000        x                0.43233  =         394,715
2003             946,000        x                0.37594  =         355,636
2004             978,000        x                0.32690  =         319,710
2005           1,014,000        x                0.28426  =         288,242
2006          10,218,609 *      x                0.24718  =       2,525,884
                                                                 -----------

                            Estimated Market Value               $6,554,098
                            (Say)                                $6,600,000
Reversion Analysis
11th-Year Net Income                                             $1,087,000
Capitalization Rate                                                    11.5%
                                                                 -----------

Total Sales Proceeds                                             $9,452,174
Less: Brokerage & Legal Fees at 3.0%                                283,565
                                                                 -----------
Net Sales Proceeds                                               $9,168,609

  *Tenth-year net income of $1,050,000 plus sales proceeds of $9,168,609

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Conclusion

Based on our extensive experience in the hotel industry and comprehensive support provided by literature published by the Appraisal Institute, it is our opinion that the valuation procedure embodied by Method One most closely reflects the investment rationale of typical hotel buyers. As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis and Valuations,(1) Method Two (which discounts the projected net income and reversion using an overall discount rate, or total property yield) "does not consider the impact of mortgage debt, leverage and the specific equity demands of typical hotel investors...This technique is simple but less reliable because the derivation of the discount rate has little support." In light

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992,
      p. 236

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of this consideration, we have relied on the $6,700,000 value conclusion indicated by Method One.

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11. Sales Comparison Approach

The sales comparison approach is based on the assumption that an informed purchaser will pay no more for a property than the cost to acquire an existing property with equal utility. This approach estimates market value by considering the sales prices indicated by recent transactions involving properties that are similar to the property being appraised. Dissimilarities are resolved with appropriate adjustments; these differences may pertain to the date of sale, the age of the property, location, construction, condition, layout, equipment, size, or external economic factors. The reliability of the sales comparison approach depends on three factors:

1.    the availability of timely, comparable sales data;

2. an understanding of the true terms of the sales and the motivation of the buyer and seller;

3. the degree of comparability, or the extent of the adjustments needed to reflect differences between the subject property and the comparable property.

In appraising lodging facilities, it is often difficult to find an adequate number of recent sales involving hotels that are truly comparable to the subject property. Consequently, it may be necessary to consider transactions involving properties in different market areas, and the required adjustments greatly diminish the reliability of the conclusions. Moreover, it is virtually impossible for an observer to determine the true motivations of the buyers and sellers involved in transactions. Hotel acquisition often represents a highly ego-driven process in which a number of external, non-market factors influence the purchase price. Unless the appraiser can quantify these influences, there is no way of knowing whether the purchase price paid actually reflects market value. A final consideration is the degree of similarity between the subject property and the comparable; in most cases, the differences are significant enough to require numerous subjective and unsubstantiated adjustments. Each adjustment represents a potential for error,

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and thus diminishes the reliability of this approach. As a result of these shortcomings, the use of the sales comparison approach in valuing hotels is primarily as a check against the value indicated by the income capitalization approach.

Hotel values declined in many areas of the country during the late 1980s and early 1990s, although a rebound began in 1994 and 1995. The downturn, which began in most markets in 1988, was largely attributable to lower operating incomes caused by an oversupply of new hotel rooms constructed during the mid-1980s. Overbuilding resulted in flat or declining average rates and occupancies, which caused revenues to fall. A number of other factors exacerbated the situation. The national recession caused a drop in demand in many markets during the early 1990s, and the Persian Gulf War created a virtual freeze on travel in the beginning of 1991, further limiting hotel demand. Operating costs continued to rise despite poor market conditions, resulting in a decline in the net operating income of hotels throughout the nation. Because operating costs have a large fixed component, many lodging facilities experienced precipitous drops in net income.

As bottom-line profits eroded, many hotels were unable to meet debt service, and hundreds of properties entered foreclosure or bankruptcy. Lenders and government agencies soon became hotel owners. Because most financial institutions were preoccupied with their distressed real estate, very little mortgage capital was available and the nation suffered from a well-publicized credit crunch. Most hotel transactions that occurred during the early 1990s were financed by the property owners, who, in most cases, were lenders.

In the early 1990s, the primary market participants were owner-operators with the expertise to turn around under-performing properties. Hotels were out of favor with passive investors as a result of the industry's poor operating performance and the uncertainty of future appreciation. The wide disparity in buyer and seller expectations also limited the number of transactions. Many sellers were unwilling to accept the fact that the market value of their hotel investments had declined below the cost of the project or the original investment. Moreover, many owners were faced with a significant tax burden upon sale, further reducing their willingness to settle for a price that was below the original acquisition cost.

As a result of these market forces, there was very little sales activity involving large, high-quality hotels. The primary difficulty was the lack of

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properties available for sale; owners who were not forced to sell opted to wait for prices to recover. The few hotels that did enter the market generally attracted 15 to 20 interested bidders, mostly consisting of owner-operators. As a result of the competition for these few assets, the prices of better-quality hotels began to escalate rapidly. In response, more sellers have been encouraged to place their products on the market.

An indicator of this market trend is the number of hotel sales that have occurred during the past few years. HVS International tracks major hotel transactions of more than $10,000,000 on an annual basis. In 1992, the number of major transactions was 67; a slightly lower level of 52 was registered in 1993. This total increased significantly (to 92) in 1994, and the 1995 total is estimated to have been 104.

In tandem with escalating prices, hotels are again being considered by traditional financing sources, which had virtually abandoned the hospitality industry by the early 1990s. Although many lenders are still approaching the market with a high degree of caution, it is now possible to obtain third-party financing for hotel transactions. The mortgage loans that are now being made are subject to fairly stringent requirements: loan-to-value ratios remain in the 65% to 75% range. The qualification of the borrower is also a crucial consideration for most lenders.

We believe that the upward trend in both pricing and sales activity will continue as financing becomes more available and additional buyers (particularly passive investors) enter the market. Consequently, it is important to consider the date of the transactions used in the sales comparison approach. When the comparable sales are not recent enough to provide an accurate picture of the current market, it may be necessary to make upward adjustments to the values indicated by the sales comparison and income capitalization approaches in recognition of the recent escalation.

Comparable Sales

Based on information provided by the Hospitality Market Data Exchange and compiled by the six offices of HVS International, the following transactions involved hotels that appear to have some degree of comparability to the subject property.

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                     Sale #1:
                     Property:               Courtyard by Marriott
                     Location:               Crystal City, Virginia
                     Date of Sale:           November 1, 1996
                     Sales Price:            $28,000,000
                     Grantor:                Rahn Properties
                     Grantee:                HEI
                     Year Opened:            1990
                     Number of Rooms:        272
                     Price per Room:         $102,941
                     Confirmed By:           HEI
                     Comments:               All cash transaction

                     Sale #2:
                     Property:               Comfort Inn
                     Location:               Alexandria, Virginia
                     Date of Sale:           August 8, 1996
                     Sales Price:            $3,417,500
                     Grantor:                Not available
                     Grantee:                Not available
                     Year Opened:            1985
                     Number of Rooms:        188
                     Price per Room:         $18,178

                     Sale #3:
                     Property:               Ramada Hotel
                     Location:               Montvale, New Jersey
                     Date of Sale:           May 1996
                     Sales Price:            $6,700,000
                     Grantor:                Lennar Corporation
                     Grantee:                Gami Lovale
                     Year Opened:            1970
                     Number of Rooms:        187
                     Price per Room:         $35,829
                     Confirmed by:           Grantee

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                     Sale #4:
                     Property:               Days Inn
                     Location:               Bensalem, Pennsylvania
                     Date of Sale:           July, 1995
                     Sales Price:            $4,950,000
                     Grantor:                South Charles Realty
                     Grantee:                Growth Property Investment Managers
                     Number of Rooms:        136
                     Price per Room:         $36,397
                     Confirmed By:           Landauer Hotel Group

                     Sale #5:
                     Property:               Holiday Inn
                     Location:               Waterbury, Connecticut
                     Date of Sale:           June, 1995
                     Sales Price:            $7,850,000
                     Grantor:                Buckingham Development Corporation
                     Grantee:                Oakdale College Limited Partnership
                     Year Opened:            1990
                     Number of Rooms:        205
                     Price per Room:         $38,293
                     Confirmed By:           Arthur Anderson

                     Sale #6:
                     Property:               Ramada Inn
                     Location:               Germantown, Maryland
                     Date of Sale:           May, 1995
                     Sales Price:            $5,350,000
                     Grantor:                Goldenrod Limited Partnership
                     Grantee:                Inn Keepers USA Limited Partnership
                     Year Opened:            NA
                     Number of Rooms:        180
                     Price per Room:         $29,722
                     Confirmed By:           Eastdil Corp.
                     Comments:               This property was subsequently
                                             renovated and converted to a
                                             Hampton Inn

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                  Sale #7:
                  Property:               Ramada Hotel
                  Location:               Falls Church, Virginia
                  Date of Sale:           April, 1995
                  Sales Price:            $16,625,000
                  Grantor:                Renaissance Hotel Operating Company
                  Grantee:                Tysons Corner Pt. L.P.
                  Year Opened:            1975
                  Number of Rooms:        404
                  Price per Room:         $41,151
                  Confirmed By:           Blake and Associates

                  Sale #8:
                  Property:               Comfort Inn
                  Location:               Abingdon, Virginia
                  Date of Sale:           February, 1995
                  Sales Price:            $2,600,000
                  Grantor:                B&R Enterprises
                  Grantee:                MRS
                  Year Opened:            NA
                  Number of Rooms:        80
                  Price per Room:         $32,500

                  In addition to considering the transactions outlined above, we have also reviewed the October, 1994 sale of the subject property. The details of this transaction are summarized as follows.

                  Subject Property:
                  Property:               Ramada Plaza Pentagon
                  Location:               Alexandria, Virginia
                  Date of Sale:           October 4, 1994
                  Sales Price:            $2,900,000
                  Grantor:                Ramada Assured Income Associates, L.P.
                  Grantee:                Alexandria  Virginia Hotel Ltd.
                                          Partnership (an entity  controlled
                                          by the Ashford Financial Corporation)
                  Year Opened:            1975
                  Number of Rooms:        193
                  Price per Room:         $15,029

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It is important to consider the terms and conditions pertaining to the subject property's sale. According to information provided by the Ashford Financial Corporation, the subject property was one of six Ramadas that were purchased as a package from an investment partnership sponsored by Lehman Brothers. The price set forth above represents an allocation of the total package price rather than a negotiated value for this single asset. The total package price was $20,250,000, and was paid in cash. At the time of the transaction, the hotels were generating virtually no operating income as a group, and all were in extremely poor condition. Reports indicate that the previous owners were strongly motivated to sell as a result of the hotels' poor performance. Based on our understanding of the terms of this transaction, we do not believe that this sale was reflective of the market value of the individual hotel.

The relevance of the transaction involving the subject property is also undermined by the significant change in market conditions that occurred between the date of this sale and the date of value of this appraisal. Areawide occupancy and average rate have improved in the intervening months, and this favorable trend is expected to continue. As previously discussed, the market for hotel investments has also improved significantly as a result of changes in lender and investor attitudes. Finally, the property itself has undergone a significant renovation, in which approximately $2,400,000 was spent to upgrade the facilities and amenities. For these reasons, it is our opinion that the October, 1994 sale of the subject property is not a reliable indicator of the hotel's current value.

Conclusion

Although the sales comparison approach may be useful in providing a value range and reflecting certain market characteristics, its applicability is limited by the numerous possible points of difference between the subject property and other hotels that have sold in recent years. These factors may include location, access, size, services and facilities offered, market conditions, chain affiliation, market orientation, management, rate structure, age, physical condition, date of sale, the highest and best use of the land, and the anticipated profitability of the operation. Circumstances surrounding a sale, such as financing terms, tax considerations, income guarantees, sales of partial interests, duress on the part of the buyer or seller, or a particular deal structure can also cause a disparity between the sales price and pure market value. Moreover, it is often difficult to determine the marketing periods that were necessary to consummate the transactions. It is extremely difficult to quantify the appropriate adjustment factors accurately because of their number and complexity, as well as the difficulty in obtaining specific,

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detailed information. Any attempt to manipulate the necessary adjustments is insupportable and purely speculative.

Because appraisers are expected to reflect the analytical processes and actions of typical buyers and sellers rather than to create a highly subjective valuation approach, the investment rationale of hotel owners is an essential consideration. As specialists in the valuation of hotels, we find that typical buyers purchase properties based on a thorough analysis of the anticipated economic benefits of property ownership, rather than on historical sales data.

In light of these factors, it is our opinion that the sales comparison approach is unsuitable for indicating a specific estimate of the subject property's market value; however, this approach may indicate a range of values that can be used to test the reasonableness of the value indicated by the income capitalization approach. The overall range of prices indicated by the eight comparable hotel sales is $18,178 to $102,941 per room; however, because a majority of the prices fall in a much narrower range, we have eliminated the two sales that form the high and low ends of the overall range (the sales of the Courtyard by Marriott in Alexandria and the Comfort Inn in Alexandria). Excluding these transactions and the prior sale of the subject property yields a range of roundly $29,700 to $41,200 per room, or approximately $5,700,000 to $8,000,000 for the 193-unit subject property. The income capitalization approach indicates a value of $6,700,000, which falls within this range.

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12. Cost Approach

The cost approach is founded on the principle of substitution, which implies that no prudent person will pay more for a property than the amount needed to acquire a site and construct a building of equal desirability and utility without undue delay. This approach estimates market value by first calculating the current cost of replacing the improvements. Appropriate deductions are made for depreciation resulting from physical deterioration, functional obsolescence, and external (economic) obsolescence, and the land value is added to the depreciated replacement cost to provide an estimate of market value. The cost approach employs the following steps.

1.    The current replacement or reproduction cost is estimated.

2. Land value is estimated using techniques such as allocation, extraction, or ground rent capitalization.

3. Accrued depreciation, which can be divided into physical deterioration, functional obsolescence, and external obsolescence, is estimated.

4. Total depreciation is deducted from the subject property's replacement cost, and the land value is added to arrive at an estimate of value via the cost approach.

When forming their purchase decisions regarding existing properties, market participants tend to consider the cost of developing a new hotel with optimal physical and functional utility. External conditions, such as a depressed market for real estate, can cause a property to be worth less than its replacement cost as new. The task of estimating the loss in value resulting from incurable functional and external obsolescence is highly subjective.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements age and begin to deteriorate, the loss in value resulting from physical obsolescence becomes increasingly difficult to quantify accurately. Loss in value

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attributable to functional obsolescence can be even more difficult to determine.

The subject property was constructed in 1975, and thus is approximately 21 years old as of the date of this appraisal. The property is in moderate to good physical condition following a renovation in 1995, but some signs of physical deterioration remain. The depressed hotel market conditions that prevailed in the late 1980s and the early 1990s have also led to a degree of external obsolescence. In our opinion, it is impossible to identify and quantify the impact of these factors on the property's value with any accuracy, so we will only estimate the hotel's replacement cost.

Replacement Cost

Replacement cost is the current construction cost of a building with the same utility as the subject property, but built with modern materials and according to current construction and design standards. For the purpose of estimating the replacement cost of the subject property, we have used a hotel development cost survey conducted by HVS International. This survey is published annually in a newsletter entitled The Hotel Valuation Journal, and appeared in the May issue of Lodging Hospitality. The survey presents the range of per-room costs associated with various components of hotel development, including the improvements, the furniture, fixtures, and equipment, pre-opening expenses, and operating capital. Statistics are compiled for three broad categories of hotels: luxury, standard, and economy. The results of this survey are presented in the following table.

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Table 12-1   Hotel Development Cost Survey (Amounts per Room)
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                       Improvements   Furniture & Equipment  Pre-Opening    Operating Capital       Total           Percent Change
------------------------------------------------------------------------------------------------------------------------------------
1976
     Luxury       $32,000  -  $55,000   $5,000  - $10,000  $1,000 -  $2,000  $1,000 - $1,500   $39,000  - $68,500    ---   -   ---
     Standard      20,000  -   32,000    3,000  -   6,000     750 -   1,000     750 -  1,000    24,500  -  40,000    ---       ---
     Economy        8,000  -   15,000    2,000  -   4,000     500 -   1,000     500 -    750    11,000  -  20,750    ---   -   ---
1979
     Luxury        36,000  -   65,000    8,000  -  15,000   1,500 -   3,000   1,500 -  2,000    47,000  -  85,000    6.8   -   8.0
     Standard      25,000  -   36,000    5,000  -  10,000   1,000 -   2,000   1,000 -  1,500    32,000  -  49,500   10.2   -   7.9
     Economy       10,000  -   20,000    3,000  -   5,000     750 -   1,000     750 -  1,000    14,500  -  27,000   10.6   -  10.0
1981
     Luxury        45,000  -   80,000   10,000  -  20,000   2,000 -   3,500   2,000 -  2,500    59,000  - 106,000   12.8   -  12.4
     Standard      25,000  -   40,000    7,000  -  13,000   1,200 -   2,500   1,200 -  2,000    34,400  -  57,500    3.8   -   8.1
     Economy       13,000  -   25,000    4,000  -   7,000     700 -   1,200     900 -  1,200    18,600  -  34,400   14.1   -  13.7
1983
     Luxury        55,000  -  100,000   12,500  -  20,000   2,300 -   4,000   2,000 -  2,800    71,800  - 126,800   10.8   -   9.8
     Standard      35,000  -   50,000    9,000  -  15,000   1,400 -   3,000   1,300 -  2,200    46,700  -  70,200   17.9   -  11.0
     Economy       18,000  -   32,000    5,000  -   8,000     800 -   1,500     900 -  1,300    24,700  -  42,800   16.4   -  12.2
1985
     Luxury        60,000  -  115,000   13,400  -  30,000   3,000 -   5,000   2,100 -  3,100    78,500  - 153,100    4.7   -  10.4
     Standard      38,000  -   57,000    9,500  -  16,500   1,900 -   3,600   1,500 -  2,500    50,900  -  79,600    4.5   -   6.7
     Economy       20,000  -   36,000    5,000  -   8,800   1,000 -   1,700   1,000 -  1,500    27,000  -  48,000    4.7   -   6.1
1986
     Luxury        62,000  -  120,000   13,700  -  30,600   3,100 -   5,200   2,300 -  3,100    81,100  - 158,900    3.3   -   3.8
     Standard      39,000  -   60,000    9,700  -  16,800   2,000 -   3,800   1,500 -  2,600    52,200  -  83,200    2.6   -   4.5
     Economy       21,000  -   37,000    5,100  -   9,000   1,000 -   1,800   1,100 -  1,500    28,200  -  49,300    4.4   -   2.7
1987
     Luxury        63,000  -  122,000   13,800  -  30,900   3,300 -   5,500   2,300 -  3,200    82,400  - 161,600    1.6   -   1.7
     Standard      40,000  -   61,000    9,800  -  16,800   2,100 -   3,900   1,500 -  2,600    53,400  -  84,300    2.3   -   1.3
     Economy       21,000  -   39,000    5,200  -   9,100   1,100 -   1,800   1,100 -  1,500    28,400  -  51,400    0.7   -   4.3
1988
     Luxury        65,000  -  125,000   14,000  -  31,000   3,300 -   5,500   2,300 -  3,200    84,600  - 164,700    2.7   -   1.9
     Standard      41,000  -   63,000   10,000  -  17,100   2,100 -   3,900   1,500 -  2,600    54,600  -  86,600    2.2   -   2.7
     Economy       22,000  -   40,000    5,200  -   9,100   1,100 -   1,800   1,100 -  1,500    29,400  -  52,400    3.5   -   1.9
1989
     Luxury        66,000  -  126,000   15,000  -  32,000   3,300 -   5,500   2,300 -  3,200    86,600  - 166,700    2.4   -   1.2
     Standard      41,000  -   64,000   10,500  -  18,000   2,100 -   3,900   1,500 -  2,600    55,100  -  88,500    0.9   -   2.2
     Economy       22,000  -   40,000    5,500  -   9,700   1,100 -   1,800   1,100 -  1,500    29,700  -  53,000    1.0   -   1.1
1990
     Luxury        67,000  -  128,000   15,400  -  33,000   3,500 -   5,700   2,500 -  3,500    88,400  - 170,200    2.1   -   2.1
     Standard      42,000  -   65,000   10,800  -  18,500   2,200 -   4,000   1,600 -  2,800    56,600  -  90,300    2.7   -   2.0
     Economy       22,500  -   41,000    5,600  -  10,000   1,200 -   1,800   1,200 -  1,600    30,500  -  54,400    2.7   -   2.6
1991
     Luxury        65,000  -  122,000   14,500  -  31,500   3,700 -   5,900   2,600 -  3,600    85,800  - 163,000   (2.9)  -  (4.2)
     Standard      40,000  -   63,000   10,000  -  17,800   2,300 -   4,200   1,700 -  2,900    54,000  -  87,900   (4.6)  -  (2.7)
     Economy       21,000  -   39,000    5,000  -   9,500   1,300 -   2,000   1,300 -  1,700    28,600  -  52,200   (6.2)  -  (4.0)
1992
     Luxury        64,000  -  120,000   14,200  -  30,900   3,800 -   6,100   2,700 -  3,700    84,700  - 160,700   (1.3)  -  (1.4)
     Standard      39,000  -   62,000    9,800  -  17,400   2,300 -   4,400   1,800 -  3,000    52,900  -  86,800   (2.0)  -  (1.3)
     Economy       21,000  -   38,000    4,900  -   9,300   1,400 -   2,100   1,300 -  1,800    28,600  -  51,200    0.0   -  (1.9)
1993
     Luxury        63,000  -  119,000   14,000  -  30,500   3,900 -   6,200   2,800 -  3,800    83,700  - 159,500   (1.2)  -  (0.7)
     Standard      39,000  -   61,000    9,700  -  17,200   2,300 -   4,500   1,800 -  3,000    52,800  -  85,700   (0.2)  -  (1.3)
     Economy       21,000  -   38,000    4,900  -   9,200   1,400 -   2,100   1,300 -  1,800    28,600  -  51,100    0.0   -  (0.2)
1994
     Luxury        64,000  -  121,000   14,300  -  31,100   3,900 -   6,200   2,800 -  3,800    85,000  - 162,100    1.6   -   1.6
     Standard      40,000  -   63,000   10,000  -  17,600   2,400 -   4,600   1,800 -  3,000    54,200  -  88,200    2.7   -   2.9
     Economy       22,000  -   40,000    5,100  -   9,500   1,500 -   2,200   1,300 -  1,800    29,900  -  53,500    4.5   -   4.7
1995
     Luxury        65,000  -  124,000   14,800  -  32,300   4,100 -   6,400   2,900 -  4,000    86,800  - 166,700    2.1   -   2.8
     Standard      41,000  -   65,000   10,400  -  18,300   2,500 -   4,800   1,900 -  3,100    55,800  -  91,200    3.0   -   3.4
     Economy       23,000  -   42,000    5,400  -   9,900   1,600 -   2,300   1,300 -  1,800    31,300  -  56,000    4.7   -   4.7

                    Average Annual Compounded Percent Change:

 1976 - 1995: Luxury    4.3%  -   4.8%    1986 - 1995: Luxury     0.8%  -  0.5%
              Standard  4.4%  -   4.4%                 Standard   0.7%  -  1.0%
              Economy   5.7%  -   5.4%                 Economy    1.2%  -  1.4%

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As illustrated by the previous table, hotel development costs rose significantly during the late 1970s and the early 1980s; however, the rate of increase slowed substantially in 1987. In 1991, hotel development costs declined for the first time since 1976. Further drops of as much as 2.0% were registered in 1992. Between 1986 and 1990, average annual compounded increases ranged from 1.7% to 2.5%. Costs rose slowly (at average annual compounded rates ranging from 0.5% to 1.4%) between 1986 and 1995, largely as a result of the declines in 1991, 1992, and 1993. In 1995, hotel development costs started to escalate more rapidly, reaching 4.7% in the economy segment. As more hotels are developed, we expect costs to continue to rise.

Because the replacement cost tends to set the upper limit of a particular hotel's value, this figure is relevant to our analysis. We estimate the replacement cost of the subject property as follows, based on the development cost survey discussed earlier.

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Table 12-2   Subject Property's Replacement Cost
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                     Cost      No. of
Hotel Cost         per Room     Rooms     Total Cost
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Building          $35,000       193     $6,755,000
FF&E                6,000       193      1,158,000
Pre-Opening         2,100       193        405,300
Operating Capital   1,500       193        289,500
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Total             $44,600               $8,607,800

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Ground Lease Approach to Land Valuation

Land value may be estimated either by the sales comparison approach, using comparable land sales, or by the ground lease approach, which is based on the economic value generated by an improvement that represents the property's highest and best use. Because it is unusual to find recent sales of comparable vacant land that is slated for imminent hotel development, we have used the ground lease approach to determine the subject property's land value.

Hotels are often constructed on leased land, and although lease terms differ somewhat, the basis for the rental calculation is frequently tied to a percentage of revenue. By applying a typical ground lease rental formula to the subject property's stabilized revenues, the appraiser can determine the hotel's economic rent, or what is also known as the income attributable to the

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land. Land value is then calculated by dividing the economic rent by an appropriate capitalization rate.

The self-adjusting aspect of this approach is key to its reliability. Because the rental formula is tied to a percentage of revenue that inherently reflects both the locational attributes of the site (occupancy and rate) and the allowable density of development, the resulting economic ground rent justly represents the greatest net return to the land over a given period. Because the Ramada Plaza Pentagon appears to represent the highest and best use of the property, the ground lease approach is an appropriate method of determining land value.

We have researched long-term hotel ground leases in search of rental formulas that are based on a percentage of rooms revenue or on a combination of rooms, food, and beverage revenue. This analysis indicates that economic ground rents for hotels similar to the subject property typically range from 2.7% to 7.8% of rooms revenue. Although this range is quite broad, most of the formulas yield rental percentages of between 3% and 5% of rooms revenue.

After considering these comparable ground leases and the locational attributes of the subject property, we believe the appropriate economic ground rental percentage is 4.0% of stabilized rooms revenue. The subject property's stabilized rooms revenue has been deflated to reflect 1997 dollars. The following calculation shows the derivation of the subject property's economic ground rent.

      Stabilized Rooms Revenue (1997 dollars)         $3,198,068
      Rental Percentage                                     0.04
                                                      ----------
            Economic Ground Rent                        $127,923

Rent generated by a ground lease represents a fairly low-risk income flow. Because the tenant improvements typically amount to more than eight times the value of the land, the risk of default is low. When the ground lease terms are tied to rooms revenue, the landlord is also protected from the adverse effects of inflation. Based on these risk factors and the current cost of long-term capital, we estimate the appropriate ground rental overall capitalization rate at 10%. Applying this indicated capitalization rate to the subject property's economic ground rent yields the following estimate of land value.

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   Economic Ground Rent                  $127,923            $1,279,227
-----------------------------      =   -----------   =
     Capitalization Rate                   0.10

            Estimated Land Value (Say)                       $1,280,000

A new hotel's land value typically ranges from 10% to 20% of the overall value. The estimate of land value presented above is approximately 19% of the subject property's total value as indicated by the income capitalization approach.

Replacement Cost

Combining the replacement cost of the property with the land value and adding a developer's profit of 15% yields the subject property's total replacement cost.

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Table 12-3   Total Replacement Cost
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Cost of the Improvements and FF&E            $8,607,800
Land Value                                    1,280,000
Add: Developer's Profit                       1,483,170
                                         ---------------
Total Replacement Cost                      $11,370,970
(Say)                                       $11,400,000

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If a property's replacement cost is significantly higher than the values indicated by the income capitalization and sales comparison approaches, it may indicate that an upward adjustment of these values is appropriate. This would also reduce the probability of new hotel development, which is not likely to be feasible under those conditions. This creates an effective barrier to entry for new competition, thus reducing the risk associated with the subject property's income-generating potential. An upward adjustment of the value indicated by the income capitalization approach is also justified by this barrier to entry.

We find that knowledgeable hotel buyers generally base their purchase decisions on economic factors, such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, it is our opinion that this technique is inapplicable in estimating the market value of the Ramada Plaza Pentagon. However, we have estimated the subject property's replacement cost as new, which may set the upper limit of the hotel's value.

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13. Reconciliation of Value Indications

The reconciliation, which is the last step in the appraisal process, involves summarizing and correlating the data and procedures employed throughout the analysis. The final conclusion of value is arrived at after reviewing the estimates indicated by the income capitalization, sales comparison, and cost approaches. The relative significance, applicability, and defensibility of each indicated value is considered, and the greatest weight is given to that approach deemed most appropriate for the property being appraised.

The purpose of this report is to estimate the market value of the fee simple interest in the subject property. Our appraisal involves a careful analysis of the property itself and the economic, demographic, political, physical, and environmental factors that influence real estate values. Based on the data set forth in this report, the following value indications were developed.

           Approach                       Value Indication
           --------                       ----------------
           Income Capitalization             $6,700,000
           Sales Comparison            $5,700,000 - $8,000,000
           Cost (Replacement Cost)           $11,400,000

Income Capitalization Approach

To estimate the subject property's value via the income capitalization approach, we analyzed the local market for transient accommodations, examined the competitive environment, projected occupancy and average rate levels, and developed a forecast of income and expense that reflects anticipated income trends and cost components through a stabilized year of operation. The subject property's projected net income before debt service was then allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component was calculated; the total of the mortgage and equity components equates to the value of the property.

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Our nationwide experience indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the hotel investors who constitute the marketplace. For this reason, we believe that the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in our final estimate of the subject property's market value.

Sales Comparison Approach

The sales comparison approach uses actual sales of similar properties to provide an indication of the subject property's value. The strength of this approach is that it measures value based on the investment decisions made by actual buyers and sellers. Although we have investigated a number of sales in an attempt to develop a range of value indications, several adjustments are necessary to render the sales prices applicable to the subject property. These adjustments, which are numerous and highly subjective, diminish the reliability of the sales comparison approach. Furthermore, we find that typical hotel investors employ a sales comparison procedure only to establish broad value parameters.

The hotel sales outlined earlier in this report indicate an adjusted value range of $29,700 to $41,200 per available room. The income capitalization approach indicates a per-room value of approximately $34,800. This information suggests that a slight downward adjustment of the value indicated by the income capitalization approach may be warranted.

Cost Approach

To estimate the subject property's value via the cost approach, we estimated the current replacement cost of the property and added the land value. We give the cost approach limited weight in arriving at a final value estimate, because knowledgeable buyers of lodging facilities generally base their purchase decisions on economic factors (such as projected net income and return on investment) rather than on a property's depreciated replacement cost.

The replacement cost estimate developed via the cost approach can help to corroborate the results of the income capitalization and sales comparison approaches to value. If the replacement cost is substantially higher or lower than the value indicated by the income capitalization approach, an upward or downward adjustment of the income capitalization approach value may be necessary. In the Alexandria/Arlington market, land costs are extremely high, which poses a strong barrier to market entry; this is a primary reason why the subject property's replacement cost is somewhat higher than

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the values indicated by the income capitalization and sales comparison approaches.

Value Conclusion

Careful consideration has been given to the strengths and weaknesses of the three approaches to value discussed above. In recognition of the purpose of this appraisal, we have given primary weight to the value indicated by the income capitalization approach and made some subjective adjustments based on the sales comparison approach, the replacement cost estimate, and our extensive experience in the hospitality industry. It is our opinion that the market value of the fee simple interest in the Ramada Plaza Pentagon in Alexandria, Virginia, as of January 1, 1997, is:

                                   $6,600,000

                    SIX MILLION SIX HUNDRED THOUSAND DOLLARS

The estimate of market value includes the land, the improvements, and the furniture, fixtures, and equipment. The appraisal assumes that the hotel is open and operational.

This value estimate equates to roundly $34,200 per room, which is well supported by market sales and approximately 2% lower than the value indicated by the income capitalization approach. The estimate of value assumes either the availability of third-party financing or the willingness and capability of the seller to take back purchase-money financing so that a buyer can obtain the level of debt set forth in the Income Capitalization Approach section of this appraisal.

Marketing Period

Our estimate of market value assumes a marketing period of six to nine months. Under normal economic conditions, hotels are transferred within this time frame.

Personal Property

In accordance with the appraisal standards set forth by the Office of the Comptroller of the Currency, it is necessary for bank appraisals to identify and value any personal property, fixtures, or intangible items that are included in the appraisal and discuss their impact on the overall estimate of market value. A hotel's income-generating ability depends on a suitable inventory of furniture, fixtures, and equipment. Removal of these items can decrease the property value by as much as the cost to replace the inventory plus the loss of income incurred while the hotel cannot function.

HVS International, Mineola, New York   Reconciliation of Value Indications   147
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A hotel's personal property consists of a wide variety of components, including bedroom furnishings, bathroom fixtures, restaurant and kitchen equipment, front office and accounting computers, exterior signs, and similar items.

Based on an annual construction cost survey conducted by HVS International, we estimate the total replacement cost of the subject property's furniture, fixtures, and equipment at $6,000 per available room. Assuming an average useful life of ten years and an effective age of four years, the value of the furniture, fixtures, and equipment currently in place is approximately $3,600 per room, or a total of $694,800. Because furniture, fixtures, and equipment are essential to a hotel's income-generating ability and are seldom removed from the property or sold separately, the separation of the personal property component from the real property is not particularly meaningful.

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                                             Limiting Conditions
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14. Statement of Assumptions and Limiting Conditions

1.    This report is to be used in whole and not in part.

2. No responsibility is assumed for matters of a legal nature, nor do we render any opinion as to title, which is assumed to be marketable and free of any deed restrictions and easements. The property is valued as though free and clear unless otherwise stated.

3. We assume that there are no hidden or unapparent conditions of the sub-soil or structures, such as underground storage tanks, that would render the property more or less valuable. No responsibility is assumed for these conditions or for any engineering that may be required to discover them.

4. We have not considered the presence of potentially hazardous materials such as asbestos, urea formaldehyde foam insulation, PCBs, any form of toxic waste, polychlorinated biphengyls, pesticides, or lead-based paints. The appraisers are not qualified to detect hazardous substances, and we urge the client to retain an expert in this field if desired.

5. The Americans with Disabilities Act (ADA) became effective on January 26, 1992. We have conducted no specific compliance survey to determine whether the subject property is operating in accordance with the various detailed requirements of the ADA. It is possible that the property does not conform to the requirements of the act, and this could have an unfavorable effect on value. Because we have no direct evidence regarding this issue, our estimate of value does not consider possible non-compliance with the ADA.

6. We have made no survey of the property, and we assume no responsibility in connection with such matters. Sketches, photographs, maps, and other exhibits are included to assist the reader in visualizing the property. It is assumed that the use of the land and improvements is

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      within the boundaries of the property described, and that there is no encroachment or trespass unless noted.

7. All information, financial operating statements, estimates, and opinions obtained from parties not employed by HVS International are assumed to be true and correct. We can assume no liability resulting from misinformation.

8. Unless noted, we assume that there are no encroachments, zoning violations, or building violations encumbering the subject property.

9. The property is assumed to be in full compliance with all applicable federal, state, local, and private codes, laws, consents, licenses, and regulations (including a liquor license where appropriate), and that all licenses, permits, certificates, franchises, and so forth can be freely renewed or transferred to a purchaser.

10. All mortgages, liens, encumbrances, leases, and servitudes have been disregarded unless specified otherwise.

11. None of this material may be reproduced in any form without our written permission, and the report cannot be disseminated to the public through advertising, public relations, news, sales, or other media.

12. We are not required to testify or appear in court by reason of this analysis without previous arrangements, and only when our standard per diem fees and travel costs are paid prior to the appearance.

13. If the reader is making a fiduciary or individual investment decision and has any questions concerning the material presented in this report, it is recommended that the reader contact us.

14. We take no responsibility for any events or circumstances that take place subsequent to either the date of value or the date of our field inspection, whichever occurs first.

15. The quality of a lodging facility's on-site management has a direct effect on a property's economic viability and value. The financial forecasts presented in this analysis assume responsible ownership and competent management. Any departure from this assumption may have a significant impact on the projected operating results and the value estimate.

16. The estimated operating results presented in this report are based on an evaluation of the overall economy, and neither take into account nor

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      make provision for the effect of any sharp rise or decline in local or national economic conditions. To the extent that wages and other operating expenses may advance during the economic life of the property, we expect that the prices of rooms, food, beverages, and services will be adjusted to at least offset those advances. We do not warrant that the estimates will be attained, but they have been prepared on the basis of information obtained during the course of this study and are intended to reflect the expectations of a typical hotel buyer.

17. This analysis assumes continuation of all Internal Revenue Service tax code provisions as stated or interpreted on either the date of value or the date of our field inspection, whichever occurs first.

18. Many of the figures presented in this report were generated using sophisticated computer models that make calculations based on numbers carried out to three or more decimal places. In the interest of simplicity, most numbers have been rounded to the nearest tenth of a percent. Thus, these figures may be subject to small rounding errors.

19. It is agreed that our liability to the client is limited to the amount of the fee paid as liquidated damages. Our responsibility is limited to the client, and use of this report by third parties shall be solely at the risk of the client and/or third parties. The use of this report is also subject to the terms and conditions set forth in our engagement letter with the client.

20. Appraising hotels is both a science and an art. Although this analysis employs various mathematical calculations to provide value indications, the final estimate is subjective and may be influenced by our experience and other factors not specifically set forth in this report.

21. Any distribution of the total value between the land and improvements or between partial ownership interests applies only under the stated use. Moreover, separate allocations between components are not valid if this report is used in conjunction with any other analysis.

22. This study was prepared by Hospitality Valuation Services, a division of Hotel Consulting Services, Inc. All opinions, recommendations, and conclusions expressed during the course of this assignment are rendered by the staff of Hotel Consulting Services, Inc. as employees, rather than as individuals.

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15. Certification

We, the undersigned appraisers, hereby certify:

1. that the statements and opinions presented in this report, subject to the limiting conditions set forth, are correct to the best of our knowledge and belief;

2. that Christopher J. Doherty and Anne R. Lloyd-Jones personally inspected the property described in this report; Stephen Rushmore participated in the analysis and reviewed the findings, but did not personally inspect the property;

3. that we have no current or contemplated interests in the real estate that is the subject of this report;

4. that we have no personal interest or bias with respect to the subject matter of this report or the parties involved;

5. that this report sets forth all of the limiting conditions (imposed by the terms of this assignment) affecting the analyses, opinions, and conclusions presented herein;

6. that the fee paid for the preparation of this report is not contingent upon our conclusions;

7. that this report has been prepared in accordance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute;

8. that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives;

9. that this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (as adopted by the Appraisal Foundation);

HVS International, Mineola, New York                        Certification   152
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10. that no one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report;

11. that as of the date of this report, Stephen Rushmore has completed the requirements of the continuing education program of the Appraisal Institute;

12. that this appraisal is not based on a requested minimum value, a specific value, or the approval of a loan.

                           /s/ Christopher J. Doherty
                           --------------------------------
                           Christopher J. Doherty
                           Consulting and Valuation Analyst
                           Hotel Consulting Services, Inc.

                           /s/ Anne R. Lloyd-Jones
                           --------------------------------
                           Anne R. Lloyd-Jones, CRE
                           Senior Vice President
                           Hotel Consulting Services, Inc.

                           /s/ Stephen Rushmore
                           --------------------------------
                           Stephen Rushmore, CRE, MAI, CHA
                           President
                           Hotel Consulting Services, Inc.

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                               [GRAPHIC OMITTED]

                    An exterior view of the Subject Property

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                               [GRAPHIC OMITTED]

      View of the Subject Property's front desk and partial view of lobby


                               [GRAPHIC OMITTED]

       View of a typical double\double guestroom at the Subject Property

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                               [GRAPHIC OMITTED]

               View of one of the Subject Property's meeting rooms


                               [GRAPHIC OMITTED]

                    View of Subject Property's restaurant/bar

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                               [GRAPHIC OMITTED]

                    View of the Subject Property's Pool area


                               [GRAPHIC OMITTED]

                  View of the Subject Property's Parking Garage

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                               [GRAPHIC OMITTED]

                           View of a typical bathroom

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                               [GRAPHIC OMITTED]

                   View of Subject Property's business center

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                               [GRAPHIC OMITTED]

                           View of guestroom corridor

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                               [GRAPHIC OMITTED]

                                   Hampton Inn



                               [GRAPHIC OMITTED]

                       Best Western Arlington Inn & Tower

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                               [GRAPHIC OMITTED]

                             Holiday Inn Eisenhower

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                               [GRAPHIC OMITTED]

                              Ramada Plaza Old Town

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                               [GRAPHIC OMITTED]

                       Courtyard by Marriott Crystal City

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                               [GRAPHIC OMITTED]

                              Days Inn Crystal City

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                               [GRAPHIC OMITTED]

                              Howard Johnson Hotel

                                                                      Ramada Inn
                                                                  Alexandria, VA

                                Legal Description

      BEGINNING AT A POINT IN THE WESTERN LINE OF KENMORE AVENUE, SAID POINT BEING A COMMON CORNER OF PARCEL 3986-01-01 AND PARCEL 3986-01-02; THENCE IN THE LINE OF SAID PARCELS THE TWO FOLLOWING COURSES AND DISTANCES:

      1.) N 69(degrees)45'00" W A DISTANCE OF 160.28 FEET;

      2.) S 53(degrees)02'44" E A DISTANCE OF 134.37 FEET TO A POINT IN THE EASTERN LINE OF SEMINARY ROAD; THENCE IN THE SAID EASTERN LINE THE THREE FOLLOWING COURSES AND DISTANCES:

      1.) N 36(degrees)57'15" W A DISTANCE OF 111.86 FEET;

      2.) N 31(degrees)38'09" W A DISTANCE OF 147.08 FEET;

      3.) N 38(degrees)20'22" F A DISTANCE OF 6.09 FEET TO A POINT OF CURVATURE IN THE SOUTHERN LINE OF N. VAN DORN STREET; THENCE IN THE SAID SOUTHERN LINE THE FIVE FOLLOWING COURSES AND DISTANCE:

      1.) ALONG THE ARC OF A CURVE TO THE LEFT WITH A RADIUS OF 767.00 FEET WHOSE CHORD BEARING AND CHORD ARE N 70(degrees)46'36" E A DISTANCE OF 20.48 FEET TO A POINT OF TANGENCY;

      2.) N 71(degrees)32'30" E A DISTANCE OF 82.63 FEET TO A POINT OF
CURVATURE;

      3.) 95.97 FEET ALONG THE ARC OF A CURVE TO THE LEFT WITH A RADIUS OF
633.00 FEET WHOSE CHORD BEARING AND CHORD ARE N 67(degrees)11'55" E A DISTANCE OF 95.87 FEET;

      4.) N 62(degrees)51'19" E A DISTANCE OF 199.17 FEET;

      5.) 219.68 FEET ALONG THE ARC OF A CURVE TO THE RIGHT WITH A RADIUS OF
90.00 FEET WHOSE CHORD BEARING AND CHORD ARE S 47(degrees)13'10" E A DISTANCE OF
169.06 FEET TO A POINT OF COMPOUND CURVATURE IN THE WESTERN LINE OF KENMORE AVENUE; THENCE IN THE SAID WESTERN LINE THE FOLLOWING TWO COURSES AND DISTANCES:

      1.) 18.56 FEET ALONG THE ARC OF A CURVE TO THE LEFT WITH A RADIUS OF
433.00 FEET WHOSE CHORD BEARING AND CHORD ARE S 21(degrees)28'41" W A DISTANCE OF 18.56 FEET;

      2.) S 20(degrees)15'00" W A DISTANCE OF 237.58 FEET TO THE POINT OF BEGINNING, CONTAINING 2.6251 ACRES, MORE OR LESS.

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The Simultaneous Valuation Formula as Used in the Valuation of the Subject
  Property

The algebraic equation, known as the Simultaneous Valuation Formula, that solves for the total property value using a ten-year mortgage equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of Hospitality Valuation Services. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(1)

The process of solving for the value of the mortgage and equity components begins by deducting the annual debt service from the forecasted income before debt service, leaving the net income to equity for each projection year. The net income as of the 11th year is capitalized into a reversionary value using the terminal capitalization rate. The equity residual, which is the total reversionary value less the mortgage balance at that point in time and less any broker and legal costs associated with the sale, is discounted to the date of value at the equity yield rate. The net income to equity for each of the projection years is also discounted back to the date of value. The sum of these discounted values equals the value of the equity component. Because the equity component comprises a specific percentage of the total value, the value of the mortgage and the total property can be computed easily. This process can be expressed in two algebraic equations that set forth the mathematic relationships between the known and unknown variables using the following symbols.

(1) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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      NI    =  Net income available for debt service

      V     =  Value

      M     =  Loan-to-value ratio

      f     =  Annual debt service constant

      n     =  Number of years in the projection period

      d(e)  =  Annual cash available to equity

      d(r)  =  Residual equity value

      b     =  Brokerage and legal cost percentage

      P     =  Fraction of loan paid off during the projection period

      f(p) = Annual constant required to amortize the entire loan during the projection period

      R(r) = Overall terminal capitalization rate applied to net income to calculate total property reversion (sales price at the end of the projection period)

      1/S^n = Current worth of $1 factor (discount factor) at the equity yield rate

Using these symbols, the following formulas can be derived to express some of the components comprising this mortgage and equity valuation process.

Debt Service - A property's debt service is calculated by first determining the mortgage amount which equals the total value (V) multiplied by the loan-to-value ratio (M). Debt service is derived by multiplying the amount of the mortgage by the annual debt service constant (f). The following formula represents debt service.

                            f x M x V = Debt Service

Net Income to Equity (Equity Dividend) - The net income to equity (d(e)) is the property's net income before debt service (NI) less debt service. The following formula represents net income to equity.

                              NI - (f x M x V) = d(e)

Reversionary Value - The value of the hotel at the end of the tenth year is calculated by dividing the 11th year's net income before debt service (NI^11) by

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the terminal capitalization rate (R(r)). The following formula represents the property's tenth-year reversionary value.

                         (NI^11/R(r)) = Reversionary Value

Brokerage and Legal Costs - When a hotel is sold, certain costs are associated with the transaction. Normally, the broker is paid a commission and the attorney collects legal fees. In the case of hotel transactions, brokerage and legal costs typically range from 1% to 4% of the sales price. Because these expenses reduce the proceeds to the seller, they are usually deducted from the reversionary value in the mortgage equity valuation process. Brokerage and legal costs (b) expressed as a percentage of reversionary value (NI^11/R(r)) is calculated by application of the following formula.

                     b (NI^11/R(r)) = Brokerage and Legal Costs

Ending Mortgage Balance - The mortgage balance at the end of the tenth year must be deducted from the total reversionary value (debt and equity) in order to determine the equity residual. The formula used to determine the fraction of a loan remaining (expressed as a percentage of the original loan balance) at any point in time (P) takes the annual debt service constant of the loan over the entire amortization period (f) less the mortgage interest rate (i) and divides it by the annual constant required to amortize the entire loan during the ten-year projection period (fp) less the mortgage interest rate. The following formula represents the fraction of a loan paid off (P).

                              (f - i)/(f(p) - i) = P

If the fraction of a loan paid off (expressed as a percentage of the initial loan balance) is P, then the remaining loan percentage is expressed as 1 - P. The ending mortgage balance is the fraction of the remaining loan (1 - P) multiplied by the initial loan amount (M x V). The following formula represents the ending mortgage balance.

                                 (1 - P) x M x V

Equity Residual Value - The value of the equity upon the sale at the end of the projection period (dr) is the reversionary value less the brokerage and legal costs and the ending mortgage balance. The following formula represents the equity reversionary value.

            (NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

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Annual Cash Flow to Equity - The annual cash flow to equity consists of the equity dividend for each projection year plus the equity residual at the end of the tenth year. The following formula represents the annual cash flow to equity.

                             NI^1 - (f x M x V) = d(e)^1

                             NI^2 - (f x M x V) = d(e)^2

                            NI^10 - (f x M x V) = d(e)^10

                (NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

Value of the Equity - If the initial amount of the mortgage is calculated by multiplying the loan-to-value ratio (M) by the property value (V), then the equity value is one minus the loan-to-value ratio multiplied by the property value. The following formula represents the value of the equity.

                                    (1 - M) V

Discounting the Cash Flow to Equity to the Present Value - The cash flow to equity in each of the projection years is discounted to the present value at the equity yield rate (1/S^n). The sum of all these cash flows is the value of the equity (1 - M) V. The following formula represents the calculation of equity as the sum of the discounted cash flows.

 (d(e)^1 x 1/S^1) + (d(e)^2 x 1/S^2) + . . .

                           + (d(e)^10 x 1/S^10) + (d(r) x 1/S^10) = (1 - M) V

Combine Equations: Annual Cash Flow to Equity and Discounting the Cash Flow to Equity to the Present Value - The last step is to arrive at one overall equation that shows that the annual cash flow to equity plus the yearly discounting to the present value equals the value of the equity.

       ((NI^1 - (f x M x V)) 1/S^1) + ((NI^2 - (f x M x V)) 1/S^2) + . . .

                        ((NI^10 - (f x M x V)) 1/S^10) +

    (((NI^11/R(r)) - (b (NI^11/R(r))) - ((1 - P) x M x V)) 1/S^10) = (1 -M) V

Because the only unknown in this equation is the property's value (V), it can be readily solved.

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Ten-Year Projection of Income and Expense - Because the fixed and variable forecast of income and expense is carried out only to the stabilized year, it is necessary to continue the projection to the 11th year. In most instances, net income before debt service beyond the stabilized year is projected at an assumed inflation rate. By increasing a property's revenue and expenses at the same rate of inflation, net income expressed as a percentage of total revenue will remain constant, and the dollar amount will escalate at the annual inflation rate. Hotel investors are currently using inflation rates of approximately 3.5% annually. The previously presented ten-year forecast of income and expense illustrates the subject property's net income, which is assumed to increase by 3.5% annually subsequent to the hotel's stabilized year of operation.

Solving for Value Using the Simultaneous Valuation Formula - In the case of the subject property, the following known variables have been determined.

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Table 1: Summary of Known Variables
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Annual Net Income                             NI             See Forecast
Loan-to-Value Ratio                           M                  70.0%
Interest Rate                                 i                   9.5%
Debt Service Constant                         f                 0.111856
Equity Yield                                  Ye                 22.0%
Brokerage and Legal Fees                      b                   3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years            fp                0.155277
Terminal Capitalization Rate                  Rr                 11.5%

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The following table illustrates the present worth of a $1 factor at the 22.0% equity yield rate.

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Table 2: Present Worth of $1 Factor at Equity Yield Rate
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           Year               Present Worth of $1 Factor at 22.0%
--------------------------------------------------------------
            1997                        0.819610
            1998                        0.671761
            1999                        0.550582
            2000                        0.451263
            2001                        0.369860
            2002                        0.303141
            2003                        0.248458
            2004                        0.203638
            2005                        0.166904
            2006                        0.136796

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Using these known variables, the following intermediary calculations must be made before applying the simultaneous valuation formula. The fraction of the loan paid off during the projection period is calculated as follows.

   P = (  0.11856 - 0.095  )  /  (  0.155277 - 0.095  )  =  0.279638


The annual debt service is calculated as f x M x V.

  ( f x M x V )   0.111856 x 0.70 x V = 0.078299 V

Inserting the known variables into the hotel valuation formula produces the following:

   (   688,000   -   0.078299  V )  x  0.819672 +
   (   797,000   -   0.078299  V )  x  0.671862 +
   (   824,000   -   0.078299  V )  x  0.550707 +
   (   853,000   -   0.078299  V )  x  0.451399 +
   (   884,000   -   0.078299  V )  x  0.369999 +
   (   913,000   -   0.078299  V )  x  0.303278 +
   (   946,000   -   0.078299  V )  x  0.248589 +
   (   978,000   -   0.078299  V )  x  0.203761 +
   ( 1,014,000   -   0.078299  V )  x  0.167017 +
   ( 1,050,000   -   0.078299  V )  x  0.136899 +

((( 1,087,000 / 0.115 ) - ( 0.03 x ( 1,087,000 / 0.115 )) -
(( 1 - 0.279638 ) x 0.70 x V )) x 0.136899 ) = ( 1 - 0.70 ) V

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Like terms are combined as follows.

   $4,544,928 - 0.376214 V  =  (1-0.70) V
                $4,544,928  =  0.67621 V
                         V  =  $4,544,928  / 0.67621
                         V  =  $6,721,143

   Value Indicated by the
   Income Capitalization
   Approach (Say)              $6,700,000

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================================================================================
Christopher J. Doherty

Employment                     HVS INTERNATIONAL
August, 1995 to present        Mineola, New York
                               (Hotel Valuations, Market Studies, Feasibility
                               Reports, and Investment Counseling)

1994                           OAK BROOK HILLS HOTEL & RESORT
                               Oak Brook, Illinois

1993                           COURTYARD BY MARRIOTT
                               Arlington Heights, Illinois

Education                      BS - School of Hotel Administration, Cornell
                               University (Financial Management Concentration)

Examples of                    Ashford Financial Corp.
Corporate and                  Bank of Tokyo - Mitsubishi
Institutional                  Capitol Hotel Group
Clients Served                 Capstar
                               Chartwell Leisure
                               Goldman Sachs
                               Hotels of Distinction
                               Lumbermen's Investment Corp.
                               Mardec, Ltd.
                               Mitsui Bank & Trust
                               NextHealth
                               Nomura Securities International
                               Rubenstein, Rudolph, Meyerson,
                                 Blake & Strull, P.A.
                               Shaner Hotel Group
                               Sheraton Seattle Hotel & Towers
                               Simpson, Thatcher, and Bartlett
                               Societe Generale
                               Springfield Institute for Savings
                               Starwood Lodging
                               Sumitomo Bank, Ltd.
                               Winegardner and Hammons

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Examples of Hotels             Arizona
Appraised or Evaluated         - Miraval, Tucson

                               California
                               - La Costa Resort & Spa, Carlsbad
                               - Travelodge, San Diego

                               Connecticut
                               - Sheraton Stamford, Stamford

                               Illinois
                               - Arlington Park Hilton, Arlington Heights
                               - Ambassador West, Chicago
                               - Marriott Suites, Downers Grove
                               - Radisson, Schaumburg

                               Massachusetts
                               - Howard Johnson, West Springfield

                               Michigan
                               - Radisson, Lansing

                               Minnesota
                               - Sheraton Metrodome, Minneapolis
                               - Doubletree Grand at Mall of America,
                                 Bloomington
                               - Sheraton Airport Inn, Bloomington

                               Missouri
                               - Embassy Suites, St. Louis

                               New Jersey
                               - Holiday Inn, Wayne

                               New York
                               - Long Island Marriott, Uniondale

                               Ohio
                               - Toledo Hilton, Toledo

                               Pennsylvania
                               - Hawthorn Suites, Greentree
                               - Holiday Inn, Exton

                               Texas
                               - Radisson on Town Lake, Austin

                               Utah
                               - Salt Lake City Airport Hilton, Salt Lake City

                               Virginia
                               - Super 8 at Broad Street, Richmond
                               - Super 8 at Chamberlayne, Richmond
                               - Ramada Inn, Alexandria

                               Washington
                               - Sheraton Seattle Hotel & Towers, Seattle
                               - Hilton Bellevue, Bellevue

                               Puerto Rico
                               - El Conquistador Resort and Country Club

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Anne R. Lloyd-Jones, CRE

Employment

1982 to present            HVS INTERNATIONAL
                           Mineola, New York
                           (Hotel/Motel Valuations, Market Studies,
                           Feasibility Reports, and Investment Counseling)

1981                       FAIRMONT HOTEL
                           Dallas, Texas

1979 - 1980                SAGA FOOD SERVICE
                           SWARTHMORE COLLEGE
                           Swarthmore, Pennsylvania

1977 - 1980                DARANNE CATERERS
                           Swarthmore, Pennsylvania


Professional Affiliations  American Society of Real Estate Counselors -
                             Member (CRE)
                           Appraisal Institute - Candidate for Membership Cornell Society of Hotelmen

Education

                           MPS - School of Hotel Administration,
                             Cornell University

                           BA - Swarthmore College

                           Appraisal Institute
                             Course 1A1 - Real Estate Appraisal Principles Course 1A2 - Basic Valuation Procedures
                             Course 1BA - Capitalization Theory and Techniques,
                                          Part A
                             Course 1BB - Capitalization Theory and Techniques,
                                          Part B
                             Course 2-1 - Case Studies in Real Estate Valuation Course 2-3 - Standards of Professional Practice Course 3-1 - Report Writing

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Corporate and Institutional Clients Served

Ashford Financial Corporation
Chase Manhattan Bank, N. A.
Citibank / Citicorp NA
Credit Lyonnais
Doubletree Hotels
Grand Heritage Hotels
Great Western Bank
Goldman Sachs
Holiday Inns, Inc.
Interstate Hotels
MassMutual
Marriott International / Host Marriott
Morgan Stanley
OCWEN Financial Services
Remington Hotels
Sheraton Hotels
Starwood Capital Group
Starwood Lodging Trust
Winegardner & Hammons
Wyndham Hotel Company


Hotel Chains and Management Companies Appraised or Evaluated

Doubletree Hotels
Compri Hotels
Interstate Hotels
Fairmont Hotels
Guest Quarters
Hilton Hotels Corporation
Omni International Hotels
Ramada Hotel Corp.
Servico Hotel Corp.
Winegardner & Hammons


Appearance as an Expert Witness

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Jefferson City, Missouri
Federal Bankruptcy Court, Columbia, South Carolina
Federal Bankruptcy Court, Houston, Texas
Federal Bankruptcy Court, New York, New York
Federal Bankruptcy Court, San Bernardino, California
Federal Bankruptcy Court, Los Angeles, California
Federal Bankruptcy Court, Charlotte, North Carolina
Federal Bankruptcy Court, Miami, Florida
Federal District Court, Central Division, Salt Lake City, Utah
Iowa District Court, Story County, Iowa
Texas District Court, Harris County, Texas
Federal Bankruptcy Court, Tampa, Florida
Utah District Court, Salt Lake County, Utah
Federal Bankruptcy Court, Newark, New Jersey

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated

Arizona
- Wyndham Garden Hotel, Chandler
- Wyndham Garden Hotel - Airport, Phoenix
- Wyndham Garden Hotel - Union Hills, Phoenix
- Canyon Ranch Spa & Fitness Resort, Tucson

Alabama

- Holiday Inn, Birmingham
- Proposed Sheraton, Gulf Shores
- Proposed Inn, Mobile
- Holiday Inn, Sheffield

California
- Industry Hills Sheraton Hotel, City of Industry
- Piccadilly Inn, Fresno
- Proposed Inn at Foss Creek, Healdsburg
- Sunset Towers Hotel, Hollywood
- Proposed La Quinta, Irvine
- Wyndham Garden Hotel, La Jolla
- Days Inn, La Palma
- Proposed Marriott Courtyard, Palm Springs
- Proposed Club Hilton Hotel, Pleasanton
- Center Pointe Development, San Diego
- Holiday Inn-Embarcadero, San Diego
- Holiday Inn-Harbor View, San Diego
- Seven Seas Lodge, San Diego
- Proposed Fountaingrove Inn, Santa Rosa
- Sheraton Round Barn Inn, Santa Rosa
- Wyndham Garden Hotel, Sunnyvale
- Westlake Plaza Hotel, Thousand Oaks
- Proposed Marriott Courtyard, Torrance

Colorado
- Proposed Hotel, Keystone

Connecticut
- Holiday Inn, Milford
- Holiday Inn, New Britain

District of Columbia
- Grand Hotel, Washington
- Wyndham Bristol Hotel, Washington

Florida
- Kon Tiki Village, Kissimmee
- Sheraton Lakeside, Kissimmee
- Holiday Inn, 22nd Street, Miami Beach
- Holiday Inn, 87th Street, Miami Beach
- Holiday Inn, 180th Street, Miami Beach
- Sheraton Resort & Marina, St. Petersburg
- Hilton Hotel, Singer Island
- Royce Hotel, West Palm Beach

Georgia
- Marriott Hotel, Atlanta
- Wyndham Garden Hotel, Atlanta
- Holiday Inn, Brunswick
- Holiday Inn, Jekyll Island
- Mullberry Inn, Savannah
- Royal Savannah Inn, Savannah

Hawaii
- Hobron in Waikiki, Honolulu

Idaho
- Holiday Inn, Boise
- Red Lion Inn, Boise
- Super 8, Boise

Illinois
- Ramada Inn, Bloomington
- Proposed Marriott Courtyard, Glenview
- Wyndham Garden Hotel, Naperville

Indiana
- Holiday Inn, Bloomington
- Inn at the Four Winds, Bloomington
- Ramada Inn, Bloomington
- Hilton Hotel, Fort Wayne
- Airport Hilton Inn, Indianapolis
- Hilton at the Circle, Indianapolis

Iowa
- Holiday Inn, Ames
- Proposed Fairfield Inn, Des Moines

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Kentucky
- Proposed Super 8, London
- Proposed Super 8, Radcliff

Louisiana
- Sheraton Inn, Kenner
- Hotel Meridien, New Orleans

Maine
- Proposed Hotel, Old Orchard Beach

Maryland
- Brookshire Hotel, Baltimore
- Lord Baltimore Hotel, Baltimore
- Hyatt Regency, Bethesda

Massachusetts
- Proposed Marriott Courtyard, Andover
- Hyatt Regency, Cambridge
- Proposed Hotel, Franklin
- Sheraton Inn, Hyannis
- Marriott Hotel, Worcester

Michigan
- Bay Valley Inn, Bay City
- Hilton Airport, Detroit
- Westin Renaissance Center, Detroit
- Hotel Pontchartrain, Detroit
- Proposed Embassy Suites, Lansing
- Hilton Inn, Northfield
- Holiday Inn, Saginaw

Minnesota
- Wyndham Garden Hotel, Bloomington
- Marriott Hotel, Minnetonka

Missouri
- Inn at Grand Glaize, Osage Beach
- Bel Air Hilton, St. Louis
- Holiday Inn Riverfront, St. Louis

Nebraska
- Holiday Inn Airport, Lincoln
- Holiday Inn Northeast, Lincoln

Nebraska (continued)
- Marriott Hotel, Omaha
- Ramada Inn, Omaha
- Red Lion Inn, Omaha

Nevada
- Proposed Super 8, Las Vegas

New Jersey
- Ramada Inn, Edison
- Marriott Hotel, Hanover
- Headquarters Plaza, Morristown
- Hyatt Regency, New Brunswick
- Holiday Inn, North Brunswick

New York
- Hilton Hotel, Albany
- Proposed Embassy Suites, Amherst
- Holiday Inn Arena, Binghamton
- Holiday Inn SUNY, Binghamton
- Proposed Hotel, Binghamton
- Proposed Hilton, Brooklyn
- Marriott Hotel, Dewitt
- Metropole Hotel, Flushing
- Midway Hotel, Flushing
- Ramada Inn, Kingston
- Royce Hotel, La Guardia
- Holiday Inn, Latham
- Proposed Crowne Plaza, Manhattan
- Proposed Prince Street Hotel, Manhattan
- Proposed Roslyn Inn, Roslyn
- Proposed Le Richmonde, Rye Brook
- Hilton Hotel, Syracuse
- Hotel Syracuse, Syracuse
- Proposed Hotel, Watertown

North Carolina
- Proposed Inn, Chapel Hill
- Proposed Indep. Center Marriott Hotel,
    Charlotte
- Royce Hotel, Charlotte
- Howard Johnson's North, Charlotte

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

North Carolina (continued)
- Holiday Inn West, Durham
- Sheraton University Inn, Durham
- Holiday Inn, Fayetteville
- Holiday Inn Downtown, Raleigh

Ohio
- Proposed Hyatt Hotel, Cleveland
- Proposed Marriott Hotel, Cleveland

Oregon
- Holiday Inn Airport, Portland
- Holiday Inn South, Portland

Pennsylvania
- Quality Inn, Allentown
- Holiday Inn, Bensalem
- Proposed Marriott Courtyard, Devon
- Proposed Lafayette Inn, Easton
- Ramada Inn, Erie
- Holiday Inn, Harrisburg
- Marriott Hotel, Harrisburg
- Proposed Super 8, Harrisburg
- Proposed Super 8, Lancaster
- Holiday Inn West, Monroeville
- Days Inn Philadelphia
- Franklin Plaza Hotel, Philadelphia
- Franklin Towne EconoLodge, Philadelphia
- Guest Quarters Hotel, Philadelphia
- Hilton Inn, Northeast, Philadelphia
- Marriott Airport Hotel, Philadelphia
- Holiday Inn Greentree, Pittsburgh
- Holiday Inn Parkway East, Pittsburgh
- Holiday Inn North, Pittsburgh
- Holiday Inn Parkway West, Pittsburgh
- Proposed Hotel, Pittsburgh
- Royce Hotel, Pittsburgh
- Westin William Penn Hotel, Pittsburgh
- Hilton Hotel, Scranton
- Proposed Marriott Courtyard, Valley Forge
- Holiday Inn Meadowlands, Washington
- Ramada Inn, York
- Proposed Super 8, York

Rhode Island
- Proposed Hotel, Providence
- Omni Biltmore Hotel, Providence

South Carolina
- Proposed Charleston Center Hotel, Charleston
- Proposed Cooper River Inn, Charleston
- Howard Johnson's, Spartanburg
- Proposed Middleton Inn and
    Conference Center, Charleston
- Best Western, North Charleston
- Proposed Marriott Courtyard, Columbia
- Fairfield Inn, Florence
- Holiday Inn, Florence
- Fairfield Inn, Greenville
- Proposed Marriott Courtyard, Greenville
- Fairfield Inn, Hilton Head
- Holiday Inn, Hilton Head

Tennessee
- Hampton Inn, Brentwood
- Proposed Marriott Courtyard, Brentwood
- Howard Johnson's, Chattanooga
- Sheraton Hotel, Chattanooga
- Howard Johnson's, Knoxville
- Proposed Capital Mall Convention Center Hotel,
    Nashville
- Clarion Maxwell House, Nashville
- Holiday Inn Briley Parkway, Nashville
- Proposed Marriott Courtyard, Nashville
- Sheraton Music City, Nashville
- Stouffer's Nashville Hotel, Nashville
- Proposed Super 8, Nashville
- Union Station Hotel, Nashville
- Wyndham Garden Hotel, Nashville
- Proposed Super 8, Union City

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Texas
- Proposed Marriott Courtyard, Addison
- Proposed Marriott Courtyard, Arlington
- La Mansion, Austin
- Proposed Marriott Courtyard, Bedford
- Airport Hilton, El Paso
- Hotel Meridien, Houston
- Sheraton Hotel, Houston
- Proposed Marriott Courtyard, Las Colinas
- Proposed Marriott Courtyard, North Dallas
- La Mansion Del Norte, San Antonio
- La Mansion Del Rio, San Antonio
- Proposed Marriott Courtyard, San Antonio
- Proposed Marriott Courtyard - Medical Center,
    San Antonio

Utah
- Deer Valley Resort, Park City
- Hilton Inn, Salt Lake City
- Holiday Inn, Salt Lake City
- Sheraton Hotel, Salt Lake City

Virginia
- Mountain Lake Hotel, Blacksburg
- Howard Johnson's, Bristol
- Boars Head Inn, Charlottesville
- Proposed Fairfield Inn, Hampton
- Proposed Embassy Suites, Herndon
- Ramada Renaissance, Herndon
- Proposed Marriott Courtyard, Manassas
- Omni Hotel, Norfolk

Virginia (continued)
- Proposed Marriott, Norfolk
- Howard Johnson's, Richmond
- Howard Johnson's, Roanoke
- Howard Johnson's, Roanoke Rapids
- Wyndham Hotel, Williamsburg

Washington
- Wyndham Garden Hotel, Bothell
- Redmond Hotel, Redmond
- Wyndham Garden Hotel, SeaTac

West Virginia
Proposed Budget Motel, Princeton

Wisconsin
- Proposed Granada Royale, Green Bay
- Holiday Inn-Downtown, Green Bay

Canada
- Inn on the Park, Toronto

Puerto Rico
- Carib Inn, San Juan

Virgin Islands
- Virgin Grand Beach Hotel, St. Thomas

Jamaica
- Holiday Inn, Montego Bay

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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================================================================================
Stephen Rushmore, CRE, MAI, CHA

Employment
1980 to present

                     HVS INTERNATIONAL
                     Mineola, New York
                     (Hotel/Motel Valuations, Market Studies,
                     Feasibility Reports, and Investment Counseling)
1977 - 1980
1971 - 1974

                     HELMSLEY-SPEAR HOSPITALITY SERVICES, INC.
                     New York, New York
                     (Real Estate)
1974 - 1977

                     JAMES E. GIBBONS ASSOCIATES
                     Garden City, New York
                     (Mortgage Banking, Appraisals, Hotel Operations)
Affiliated
Ownership Interests

                     HVS INTERNATIONAL (SAN FRANCISCO, CALIFORNIA)
                     West coast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (MIAMI, FLORIDA)
                     Southeast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (BOULDER, COLORADO)
                     Midwest office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (VANCOUVER, CANADA)
                     Canadian office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (LONDON, ENGLAND)
                     European office for hotel/motel appraisals and counseling

                     HVS - EXECUTIVE SEARCH
                     Hotel/motel executive search and human resource consulting

HVS International, Mineola, New York                Qualifications of Stephen
                                                    Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     HVS - ECO SERVICES
                     Environmental consulting for hotels and motels; administrator of the ECOTEL designation

                     HOSPITALITY EQUITY INVESTORS, INC.
                     Hotel and motel investment and management company

                     TRUMBULL MARRIOTT HOTEL
                     General partner of a 324-room hotel and conference center

                     PRINCETON HOTEL ASSOCIATES
                     General partner of a 128-unit Residence Inn in Princeton, New Jersey

                     SEAVIEW GOLF RESORT ASSOCIATES
                     General partner of a 298-unit, 424-acre Marriott resort in Absecon, New Jersey

                     SHELTON HOTEL ASSOCIATES
                     General partner of a 96-unit Residence Inn in Shelton, Connecticut

                     DANBURY HOTEL ASSOCIATES
                     General partner of a 243-unit Hilton Hotel in Danbury, Connecticut

                     PRUDENTIAL - HEI JOINT VENTURE
                     Joint venture partner with Prudential Insurance Company of America on a 234-unit Embassy Suites in Atlanta, Georgia

                     WESTPORT NORFOLK ASSOCIATES
                     General partner of a 425-unit Omni Hotel in Norfolk,
                     Virginia

                     WESTPORT BWI, LLC
                     General partner of a 310-unit Marriott Hotel in Baltimore, Maryland

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     WESTPORT RARITAN, LLC
                     General partner of a 274-unit Crowne Plaza Hotel in Raritan, New Jersey

                     WESTPORT NOVI, LLC
                     General partner of a 193-unit Hilton Hotel in Novi,
                     Michigan

                     WESTPORT LONG BEACH, LLC
                     General Partner of a 460-unit Sheraton Hotel in Long Beach, California

                     WESTPORT PARK RIDGE, LLC
                     General Partner of a 265-unit hotel and conference center in Valley Forge, Pennsylvania

                     WESTPORT CHARLESTON, LLC
                     General Partner of a 295-unit Hilton Hotel in Charleston, South Carolina

                     HOSPITALITY VALUATION SOFTWARE, INC.
                     Founder of software company that develops and distributes hotel financial analysis software

Hotels Managed

                     Sheraton Hotel, Smithtown, New York
                     Marriott Hotel, Baltimore Airport, Maryland
                     Hilton Hotel, Danbury, Connecticut
                     Residence Inn, Princeton, New Jersey
                     Embassy Suites, Atlanta Airport, Georgia
                     Omni Hotel, Norfolk, Virginia
                     Crowne Plaza, Raritan, New Jersey
                     Hilton Hotel, Novi, Michigan
                     Sheraton Hotel, Long Beach, California
                     Hilton Hotel, Charleston, South Carolina
                     Park Ridge Hotel and Conference Center, Valley Forge, Pennsylvania
                     Hilton Hotel, Wilmington, Delaware

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Professional Affiliations

                     American Society of Real Estate Counselors - Member (CRE)
                     - Board of Governors

                     Appraisal Institute - Member (MAI) (SREA)
                     - Developer and Instructor, Hotel Investment and Valuation Seminar
                     - Developer and Instructor, Hotel Computer Valuation
                     Seminar

                     American Hotel and Motel Association
                     - Certified Hotel Administrator (CHA)
                     - Industry Real Estate Financing Advisory Council (IREFAC)

                     International Society of Hospitality Consultants - Member
                     (ISHC)

                     New York University - Adjunct Assistant Professor of Nutrition, Food and Hotel Management

                     Michigan State University - Honorary Faculty, Honorary Alumnus

                     Certified General Appraiser - Arizona, Colorado, Connecticut, Delaware, District of Columbia, Georgia, Illinois, Massachusetts, Michigan, Minnesota, Nebraska, New Jersey, New York, Oregon, Pennsylvania, South Carolina, Tennessee, Utah, Virginia

                     Licensed Real Estate Broker - New York, Pennsylvania

                     Board of Advisers
                     - Real Estate Finance Journal
                     - Real Estate Workouts & Asset Management

                     American Arbitration Association - National Real Estate Valuation Council

                     Cornell Society of Hotelmen

                     New York University Masters in Hospitality Management - Advisory Board

                     New York University Hospitality Investment Conference - Board of Advisors

                     Beta Gamma Sigma - National Honor Society in Business and Management

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Endowment

                     Hospitality Valuation Services Professor of Hotel Finance and Real Estate
                     - School of Hotel Administration, Cornell University (currently held by Professor James J. Eyster)

Education

                     BS - School of Hotel Administration, Cornell University

                     MBA - Graduate School of Business Administration (Finance), University of Buffalo

                     Candidate for PhD - School of Education, Department of Food Service Management, New York University

Partial List of Teaching and Lecture Assignments

                     Cornell University - Computer Valuation Techniques Michigan State University - Hotel Management Contracts University of North Carolina - Hotel Market Studies University of Virginia - Assessing Hotels
                     American Arbitration Association - Real Estate Arbitration American Hotel and Motel Association - Hotel Obsolescence Appraisal Institute - Hotel Valuation (over 50 seminars) International Association of Assessing Officers - Hotel Valuation
                     Montreal Appraisal Society - Total Project Analysis Society of Real Estate Appraisers - Lease Seminar Lodging Hospitality - Lodging Summit

Published Books
and Seminars

Textbooks
                     The Valuation of Hotels and Motels,
                     Appraisal Institute, Chicago, Illinois, 1978

                     Hotels, Motels and Restaurants: Valuations and Market Studies,
                     Appraisal Institute, Chicago, Illinois, 1983

                     How to Perform an Economic Feasibility Study of a Proposed Hotel/Motel,
                     American Society of Real Estate Counselors, Chicago, Illinois, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Books and Seminars (continued)

Textbooks (continued)

                     Hotel Investments: A Guide for Owners and Lenders, Warren, Gorham and Lamont, Inc., New York, New York, 1990

                     The Computerized Income Approach to Hotel Market Studies and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1990

                     Hotel Investments: A Guide for Owners and Lenders, 1992 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotel Investments: A Guide for Owners and Lenders, 1993 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1992

Student Manuals

                     The Valuation of Lease Interests,
                     Society of Real Estate Appraisers, Chicago, Illinois, 1976

                     Hotel-Motel Valuation Seminar,
                     Appraisal Institute, Chicago, Illinois, 1981, 1988, 1990

                     The Computerized Approach to Hotel Market Studies and Valuations Seminar,
                     Appraisal Institute, Chicago, Illinois, 1991

Demonstration Appraisal

                     Demonstration Appraisal of a Proposed Hotel, Spring Valley, New York, Hospitality Valuation Services, Mineola,
                     New York, 1983, 1990

Chapters

                     The Real Estate Handbook-Second Edition, Dow Jones-Irwin, 1989, "Hotels and Motels"

                     Arbitration of Real Estate Valuation Principles, American Arbitration Association, 1987, "Arbitration in the Hospitality Industry"

                     Ethics in Hospitality Management: A Book of Readings, Educational Institute of the American Hotel and Motel Association, 1992, "Ethics in Hotel Appraising"

                     The Lodging and Food Service Industry, Educational Institute of the American Hotel and Motel Association, 1993, "Insider's Insights"

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles

The Appraisal Journal

                     "Using Total Project Analysis to Compete for Investment
                      Capital," October, 1975
                     "The Appraisal of Food Service Facilities," July, 1980 "Publish and Prosper," October, 1980
                     "Valuation of Hotels and Motels for Assessment Purposes,"
                      April, 1984
                     "Adjusting Comparable Sales for Hotel Assessment Appeals,"
                      July, 1986
                     "Hotel Business Value and Working Capital: A
                      Clarification," January, 1987
                     "Ethics in Hotel Appraising," July, 1993

The Appraiser

                     "Hotel-Motel  Appraisal  Misconceptions  Set  Straight,"
                      January, 1979
                     "No Conventional Financing Available for Hotels: Rushmore,"
                      December, 1979
                     "Estimating Hotel Land Values Using Comparable Ground
                      Leases," April, 1980

Bulletin of the
Cornell Society of
Hotelmen

                     "Employment Philosophy for a Consulting Practice," July,
                      1984

Business Travel News

                     "A Snapshot of a Classic Recovery," July, 1995

The Canadian Appraiser

                     "Hotel/Motel Market Sales Update," Summer, 1987

Capital Sources for Real Estate

                     "Stephen  Rushmore  Discusses the Future of the Lodging
                      Industry," December, 1994

Cayuga Advisor

                     "Secrets to Success in Consulting," October, 1992

Chapter News and Notes

                     "Quantifying a Hotel's Business Value," November, 1979

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles
(continued)

Cornell Hotel &
Restaurant
Administration
Quarterly

                     "A Preliminary Market Study," November, 1974
                     "How Much is Your Place Worth  Today?  A Case Study in
                      Hotel - Motel Valuation," May, 1975
                     "What Can Be Done About Your Hotel's Real Estate Taxes?"
                      May, 1977
                     "The Appraisal of Lodging Facilities," August, 1978
                     "The Appraisal of Food Service Facilities," February,
                      1979
                     "The Appraisal of Lodging Facilities - Update," November,
                      1984
                     "Hotel Sales Prices Down More Than 12%," May, 1991
                     "Seven Current Hotel Valuation Techniques," August, 1992 "The Valuation of Distressed Hotels," October, 1992
                     "Hotel Lending in the 1990's: Amateurs Beware,"
                      December, 1994
                     "Investment Values of Lodging Property: Modeling the
                      Effects of Income Taxes and Alternative Lender Criteria," December, 1995

FCI Spec Sheet

                     "Employment  Philosophy  for  a  Consulting  Practice,"
                      September, 1984

Florida Hotel & Motel Journal

                     "Rushmore Reports Rising Hotel Prices," February, 1995

Hotel and Motel Management

                     "Average Rate vs. Project Cost," May 1, 1974
                     "How to Increase the Marketability of Your Motel," April,
                      1981
                     "Tougher Lending, Lower Room Rate Hikes On Way?" June, 1981 "What is That Mortgage Loan Going to Cost You?" August,
                      1981
                     "How to Perform a Study of Your Property's Market,"
                      October, 1981
                     "How do High Interest Rates Affect Your Motel's Value?"
                      December, 1981
                     "How to Buy a Feasibility  Study That Works for You,"
                      February, 1982
                     "Settling Lease Conflicts  Quickly Through  Arbitration,"
                      April, 1982

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Hotel and Motel Management (continued)

                     "Are Casino Hotels Really Worth $500,000 Per Room?" June,
                      1982
                     "Discount Rates and Internal Rate of Return," August,
                      1982
                     "Determining a Property's Extended Life Cycle,"
                      November, 1982
                     "Using Microcomputers for Forecasting," December, 1982 "Update on Hotel Development Costs," January, 1983 "Estimating a Site's Worth by Finding Its Profit Value,"
                      June, 1983
                     "Hotel Construction May Be Slowing Down a Little Bit,"
                      April, 1983
                     "The Investor's Risk Sways to Prevailing Economic Winds,"
                      August, 1983
                     "Is Your Property Tax at as Low a Level as it Should Be?"
                      October, 1983
                     "The Ultimate Guest Room: Could it Ever Exist Anywhere?"
                      December, 1983

Hotel-Motor Inn Journal

                     A Preventive Maintenance System for Motels," March, 1975

Hotel Valuation Journal

                     "Hotel Valuation Index Peaks During 1989," Fall, 1990 "Hotel Development Costs," Winter, 1991
                     "Hotel Valuation Index for 1990," Spring, 1991
                     "Bad Year for Hotel Sales Prices Confirmed," Spring, 1992 "Hotel Sales Prices on the Rise," Fall, 1994
                     "United States Hotel Values Climb," Spring/Summer, 1995 "It's Time for Franchise Reform," Fall, 1995

Institutions/
Volume Feeding

                     "Greater Risk/Greater Profit Potential:  Hotel Management
                      Contract," May, 1973

Lodging Hospitality

                     "How to Finance Renovation Projects," January, 1974 "Controlling Your Real Estate Taxes," July, 1978 "Putting Together a Sound Financial Package," December,
                      1978
                     "Favorable Outlook for Lodging Values," December, 1983 "Are Your Property Taxes Too High? (Part I and II)," May
                      and June, 1984

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Hotel Development Costs," July, 1984
                     "The Right Management Contract for You," September, 1984 "Selecting the Firm to Prepare Your Feasibility
                      Study," October, 1984
                     "A Quick How-To In Hotel Valuation," November, 1984 "Updating Lodging Interest Rates," December, 1984
                     "Is Your Guest Experience Up to Par?" January, 1985
                     "How to Perform a Breakeven Analysis," May, 1985 "Evaluating Operating Performance," June, 1985
                     "Hotel Lenders Toughen Underwriting Requirements," July,
                      1985
                     "Don't Forget the Pre-Opening Agreement," August, 1985 "Management Companies Should Participate in Financing,"
                      October, 1985
                     "Current Techniques for Valuing Hotel Land," November, 1985 "Hotel Development Costs," December, 1985
                     "Sourcing Debt Into the 1990's," January, 1986
                     "Hotel Valuation Thumb Rule," February, 1986
                     "Value in Use Versus Value in Exchange," March, 1986 "Stretching Feasibility," April, 1986
                     "The Management Question," May, 1986
                     "How to Commission a Feasibility Study," June, 1986
                     "Macro Trends Affecting Property Values," July, 1986 "Hotel-Motel Market Sales Update," August, 1986
                     "Financing Alternatives: Zero Coupon Mortgages," September,
                      1986
                     "Forecasting Lodging Energy Costs," October, 1986 "Portfolio Financing a Better Way," November, 1986
                     "Profit by Looking at History," December, 1986
                     "Why New York Isn't Overbuilt," February, 1987
                     "How to Discourage Hotel Overbuilding: A Case Study,"
                      April, 1987
                     "Structuring an Incentive Management Fee," June, 1987

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Franchising Questions and Answers," July, 1987 "Comparing Hotel Development Costs," August, 1987 "Understanding Economic Life," September, 1987
                     "Prices Rise for Lodging Properties," October, 1987 "Management Companies Are Key to Success," November, 1987 "Evaluating a Management Contract Fee Structure,"
                      December, 1987
                     "Check Profits Before Selecting Hotel Operator," January,
                      1988
                     "It's a Good Time to Review Your Taxes," February, 1988 "How to Use a Management Company Rating System," March,
                      1988
                     "Make Sure Management Contracts Contain These Terms,"
                      April, 1988
                     "Hotel Access and Visibility," May, 1988
                     "Chain Sale Strategies," July, 1988
                     "Evaluating a Hotel Franchise," August, 1988
                     "Evaluating Franchise Fees," September, 1988
                     "Opportunities in Economy Lodging," October, 1988
                     "How to Obtain a Hotel Mortgage," November, 1988 "Arbitration in the Hospitality Industry," December, 1988 "Lodging Development Cost Update," January, 1989 "Amenities as Profit Builders," February, 1989
                     "Hotel Values Mirror the Times," March, 1989
                     "Forecasting Revenue and Expenses," April, 1989
                     "Real Estate Jargon Made Simple," May, 1989
                     "Pricing a Management Contract," June, 1989
                     "Trends in Valuation," July, 1989
                     "Rescuing the Distressed Hotel," August, 1989
                     "Shielding Against Incompetence," September, 1989
                     "Hotel Valuation Revisited," October, 1989
                     "New Breed of Hard Budgets," November, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Figuring Cap Rates," December, 1989
                     "A Glance Backward," January, 1990
                     "Costs Creeping Up," February, 1990
                     "Valuing Distressed Properties," March, 1990
                     "Cap and Discount Rates," April, 1990
                     "An Open Letter," May, 1990
                     "Misconceptions About Appraisals," June, 1990
                     "Hotel Values Still Growing," July, 1990
                     "Hotel Renovation is Key to `90s," August, 1990 "Time Right for Hotel Leases," September, 1990 "Getting a Fix on Rates," October, 1990
                     "The Wrinkles of Class," November, 1990
                     "A Glance Backward," December, 1990
                     "The Price Dropoff," January, 1991
                     "The Cost Washout," February, 1991
                     "Survival of the Fittest," March, 1991
                     "Looking Out and Up," April, 1991
                     "The Bottom is in Sight," May, 1991
                     "The Pitfalls of Liquidation," June, 1991
                     "Extra! Extra! Hospitality News," July, 1991
                     "The Art of Hotel Renovation," August, 1991
                     "No Better Time for a Tax Review," September, 1991 "No Time for Passivity," October, 1991
                     "What a Franchise Really Costs," November, 1991
                     "In Case You Hadn't Heard," January, 1992
                     "Negotiation - The Name of the Game," February, 1992 "Now Could be the Time to Build," March, 1992
                     "The Well May Stay Dry," April, 1992

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Hotel Life Expectancy," May, 1992
                     "Hotel Values - What a Downer," June, 1992
                     "How to Make Money Now," July, 1992
                     "Hotel Chain Class Survey," August, 1992
                     "Budget Dining with Rushmore," September, 1992 "Bookings Up, Rates Will Follow," October, 1992 "Hospitality Master's Good Preparation," November,
                      1992
                     "What's New on the Job Front?" January, 1993
                     "Where Have All the Hotels Gone?" February, 1993 "Hotel Building Costs Continue to Fall," March, 1993 "Hotel Values Head Upward," April, 1993
                     "The Rise and Fall of Trophy Hotels," May, 1993 "Hotel Sales and Prices Rebound," June, 1993
                     "Third Parties Loosening Purse Strings," July, 1993 "Beyond Recycling: The Ecotel," August, 1993
                     "Time to Reduce Property Taxes," September, 1993 "Lodging: The Way I See It," October, 1993
                     "Choosing an Appraiser," November, 1993
                     "Who Needs an Asset Manager?" January, 1994
                     "Investing by the Numbers," February, 1994
                     "Fire Your Staff and Lease Them Back," March, 1994 "Published Rates Hint at Recovery," April, 1994
                     "Now is the Time to Start Building," May, 1994 "Hotel Values Heading Up," June, 1994
                     "Farewell, Friend," July, 1994
                     "Sales Prices Creeping Up," August, 1994
                     "Selecting Green Hotel Supplies," September, 1994 "Don't Write Off Full-Service Hotels," October,
                      1994

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Lodging REIT's Are on the Rise," November, 1994 "Going Back to the Future," January, 1995
                     "How much do Managers Make?" March, 1995
                     "Lodging Transactions Soared in '94," April, 1995 "Hotel Development Costs on the Rise," May, 1995 "Hotel Values up Significantly," June, 1995
                     "What a Franchise Costs over the Long Term," July,
                      1995
                     "Road Food Part II," August, 1995
                     "It's Time for Franchise Reform," September, 1995 "Extended Stay May Not Extend Your Profits,"
                      October, 1995
                     "The Year as I See It," November, 1995
                     "Cap Rate 101," January, 1996

Michigan Lodging

                     "Hotel Development Costs," January, 1988

The Mortgage and Real Estate Executives Report

                     "Atlantic City Building Game Involves High Stakes,"
                      August, 1979
                     "How Interest Rates Affect Real Estate Values,"
                      June, 1982
                     "Update on Hotel Development Costs," May 1, 1983

Motel-Hotel Insider

                     "The  $100,000  Plus  Hotel  Room Has Become a
                      Reality," November 19, 1979
                     "Update on Hotel Development Costs," April 4, 1983

NAIFA - The
Appraisal Review

                     "Hotel Valuation Techniques," Vol. 44, 1991

Real Estate Digest

                     "Why Should the Management Team be Important to
                      Hotel Lenders," Fall, 1988

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate
Finance Journal

                     "What is a Typical Fee for a Hotel Management
                      Contract?" Fall, 1988
                     "Hotel Franchise Fees," Winter 1989
                     "Why the Management Team Should be Important to
                      Hotel Lenders," Spring, 1989
                     "Hotel Values and Costs," Summer, 1989
                     "Structuring a Hotel Investment," Fall, 1989
                     "A Guide for Lenders Holding  Distressed  Hotel
                      Loans," Winter, 1990
                     "Estimating  Current  Interest  Rates  for Hotel
                      Financing," Spring, 1990
                     "Hotel Valuation Techniques," Summer, 1990
                     "Now is the Time to Review Your Hotel's Property
                      Taxes," Fall, 1990
                     "Property Tax Assessments for Hotels and Motels,"
                      Winter, 1991
                     "Putting Together Hotel Management  Agreements -
                      Part I," Spring 1991
                     "Putting Together Hotel Management  Agreements -
                      Part II," Summer, 1991
                     "The 1980s - The Decade of Change," Fall, 1991
                     "An Overview of the Hotel Industry: Past, Present,
                      and Future," Spring, 1994

Real Estate Forum

                     "Casino Hotels Raise Valuation Questions,"
                      November, 1981

Real Estate
Investment Ideas

                     "How Fuel and Energy Shortages Should Affect Investment
                      Decisions in the Hospitality Industry," March, 1974
                     "Upward Trend Continues for Sales Price of Hotel-Motel
                      Properties," May, 1988
                     "High Prices Paid for Hotel-Motel Properties," February,
                      1990

Real Estate Issues

                     "Employee Compensation for a Consulting Practice,"
                      Fall/Winter, 1985
                     "Hotel/Motel Market Sales Update," Spring/Summer,
                      1987

Real Estate Newsletter

                     "Computers in Hotel Appraising," May 15, 1989

Real Estate
Investment Ideas

                     "Hotel-Sales Update," Winter, 1986

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Real Estate Review

                     "Valuing Motels and Hotel in the Current Market,"
                      Fall, 1972
                     "Dealing With Distressed Hostelry Loans," Fall, 1975 "The Mortgage Underwriting Consultant Comes of
                      Age," Fall, 1977
                     "Real Estate Compensation," Winter, 1987

Real Estate Workouts
and Asset Management

                     "Stephen Rushmore on Directions in the Hospitality
                      Industry," September, 1992

Real Values

                     "Hotel Construction Cost Update," April, 1986

Restaurant and
Hotel Design
                     "How Much Should the Renovation Be?" March, 1986
                     "14 Notable Hotel Development Firms," December, 1987

Rushmore on Hotel Valuation

                     "Mortgage - Equity," Winter, 1979
                     "Atlantic City - From Bust to Boom," Winter, 1979 "Mortgage - Equity," Spring, 1979
                     "Developing Mortgage Data," Spring 1979
                     "Gasoline and Market Values, " Spring, 1979
                     "Mortgage - Equity," Fall, 1979
                     "Quantifying a Hotel's Business Value," Fall, 1979 "What Has Happened to Typical Hotel-Motel
                      Development Costs?," Fall, 1979
                     "Mortgage-Equity," Winter, 1980
                     "Extending Hotel Economic Life Through Renovation,"
                      Winter, 1980
                     "Estimating Hotel Land Values Using Comparable
                      Ground Leases," Winter, 1980
                     "Quantifying the Value of Personal Property to a
                      Going Hotel," Spring, 1980
                     "Recent Changes in New York City's Hotel Market,"
                      Spring, 1980
                     "Hotel-Motel Economic Lives," Fall, 1980
                     "Mortgage - Equity," Fall, 1980
                     "Mortgage - Equity," Winter, 1981
                     "Developing Mortgage Data," Winter, 1981
                     "Statistical  Support  for  Food  and  Beverage
                      Projections," Winter, 1981
                     "Mortgage - Equity," Spring/Summer, 1981

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Rushmore on Hotel Valuation (continued)

                     "Quantifying a Hotel's Demand," Spring/Summer, 1981
                     "A Five-Year Overview of Typical Hotel-Motel
                      Development Costs," Spring/Summer, 1981
                     "Mortgage - Equity," Winter/Spring, 1982
                     "Update on Hotel Capitalization Rates,"
                      Winter/Spring, 1982
                     "Mortgage - Equity," Summer/Fall, 1982
                     "Are Casino Hotels Really Worth $500,000 Per Room?"
                      Summer/Fall, 1982
                     "The Hotel-Motel Life Cycle, Summer/Fall, 1982
                     "Mortgage - Equity," Winter/Spring, 1983
                     "Update on Hotel Development Costs," Winter/Spring, 1983 "The Valuation of Hotels and Motels for Assessment
                      Purposes," Winter, 1984
                     "Hotel Capitalization Rates," Summer, 1984
                     "Hotel Development Cost Survey," Summer, 1984
                     "Selecting a Hotel Management Company," Fall, 1984 "Hotel Capitalization Rates," Spring, 1985
                     "How to Perform a Breakeven Analysis," Spring, 1985 "Hotel Capitalization Rates," Winter, 1986
                     "Hotel Development Costs," Winter, 1986
                     "Hotel Valuation Survey," Winter, 1987
                     "Impact of New Tax Laws on Hotel Values," Winter, 1987 "Hotel-Motel Market Sales Update," Winter, 1987 "Structuring an Incentive Management Fee," Fall, 1987 "Understanding Your Hotel's Economic Life," Fall, 1987 "Hotel Development Costs," Fall, 1987
                     "Hotel, Motel Market Sales Update," Winter, 1988 "Amenity Creep," Winter, 1989
                     "Hotel Franchise Fees," Winter, 1989
                     "Hotel Valuation Index," Fall, 1989
                     "Latest Trends in Hotel Values," Fall, 1989

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Published Articles (continued)

Tri-State Real Estate Journal

                     "Across the Nation: Hotel Sale Prices Escalate on Average,"
                      December 23, 1994

U.S. Real Estate Week

                     "All-Suites Market Entering Second Phase," May 4, 1987

Valuation

                     "Hotel-Motel Market Sales Update," February, 1987

Quarterly Newsletter
Hotel Valuation Journal

                     Professional newsletter with a circulation of 10,000

Real Estate Column
Lodging Hospitality

                     Real estate editor for a major monthly hospitality periodical

Hospitality Column
Real Estate Finance Journal

                     Contributing hospitality editor

Computer Software
Hospitality Valuation Software

                     Hotel financial software for room night analyses, income and expense forecasts, and valuation calculations - developed and distributed for the Appraisal Institute

Hotel-Motel Data
Hospitality Market Data
Exchange

                     National clearinghouse for information pertaining to hotel and motel transactions

Hotel Valuation Index

                     National index of hotel value trends for 24 individual market areas

Hospitality Seminar Series

                     Intensive short courses for hotel and restaurant professionals

Hotel Franchise Fees Analysis Guide

                     Analysis of hotel franchise fees and costs

Hospitality Bibliography

                     Comprehensive literature index of hotel and restaurant books and articles

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Awards
Robert H. Armstrong Award

                     For the most significant contribution to The Appraisal Journal in 1975

Activities

                     Commercial pilot, instrument, multi-engine; sailing; skiing

Corporate and Institutional Clients Served

Aetna Life Insurance
AIG Real Estate Investment
Aldrich Eastman and Waltch
Allstate
American Airlines
America's Best Inns
Arthur Anderson & Company
Bankers Trust Company
Bank of America
Bank of Boston
Bank of Montreal
Bank of New York
Bank of Nova Scotia
Bank of Tokyo
Bank One-Columbus
Banque Indosuez
Barclay's Bank
Baybank Boston
The Beacon Companies
Bear, Stearns & Company, Inc.
Best Inns
Best Western International
Boykin Management Co.
Bradbury Suites
C. Itoh
Caesar's World
California Dept. of Transportation
Chase Lincoln First Bank, N.A.
Chase Manhattan Bank
Chemical Bank
Chrysler Capital Corporation
CIGNA
Citibank
Citicorp Real Estate
City of Boston
City of Detroit
City of Grand Rapids
City of Kalamazoo
City of Orlando
City of Philadelphia
City of Santa Monica
City of Toronto
Columbia Sussex Corporation
Continental Illinois National Bank
Copley Real Estate Advisors
Corporex Development
CRI, Inc.
Cushman and Wakefield
Days Inns
Edward J. DeBartolo Corp.

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and Institutional Clients Served (continued)

Deer Valley Ski Corporation
Doubletree Hotels
Drury Inns
Econo Lodge
Economic Development Admin.
EIE Regent International
Embassy Suites
Equitable Life Assurance
Equitable Real Estate Investment
European American Bank
Fairmont Hotels
Federal Deposit Insurance Corp.
First Boston
First California Savings
First Interstate Bank
First National Bank of Chicago
Four Seasons Hotels
Goldman, Sachs
Greater Orlando Aviation Authority
Great Western Bank
Great Western Savings
Guest Quarters
Hampton Inns
Hilton Hotels, Corp.
Hilton International
Holiday Corporation
Holiday Inns
Home Savings of America
Howard Johnson's
Hudson Hotels Corporation
Hyatt Hotels
Industrial Bank of Japan
Interstate Hotels
The Irvine Company
ITT Commercial Finance Corp.
Japan Airlines
JDC (America) Corporation
John Q. Hammons
John Hancock Life Insurance
Johnson & Wales College
Kenneth Leventhal & Assoc.
Kidder Peabody & Company, Inc.
La Quinta
Larken, Inc.
Lexington Companies
Loews Hotels
Harry Macklowe Real Estate
Marine Midland Bank, N.A.
Marriott Corporation
MA Bay Transit Authority
Massachusetts Mutual Life
Mellon Bank
Meridien Hotels
Merrill Lynch
Merrill Lynch Capital Markets
Metropolitan Life Insurance
Microtel
Midlantic Bank

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and Institutional Clients Served (continued)

Mitsubishi
Morgan Guaranty Bank & Trust Co.
J.P. Morgan Investment Management
Morgan Stanley
Motel 6, Inc.
Mutual Benefit Co.
National Westminster Bank
New York Life Insurance
Nippon Credit Bank
Nomura Securities Int'l
North American Taisei Corporation
Northwestern Mutual Life
Omni Hotels
Parabas Bank
Prime Motor Inns
Property Capital Trust
Prudential Life Insurance
Radisson Hotels
Ramada Inns
Red Lion Inns
Regent International
Registry Hotels
Residence Inns
Resolution Trust Corporation
Rhode Island Hospital Trust
Ritz-Carlton Hotels
Rodeway Inns
Rose Associates
Salomon Brothers
San Antonio Hotel/Motel Assoc.
Sanwa Bank
Security Pacific Bank
Servico Management Corp.
Sheraton Hotels
Sonesta Hotels
Sonnenblick-Goldman
Steamboat Ski Corporation
Stouffer Hotels
Stratton Corporation
Sumitomo Bank
Summerfield Hotel Corporation
Super 8 Hotels
Swiss Bank Corporation
Taisei
Texas Commerce Bancshares, Inc.
Tishman Realty Corporation
Trans World Airlines
Travelers Insurance
TraveLodge
Trusthouse Forte
UBS Securities
Union Labor Life
United Bank of Switzerland
United Inns, Inc.
United States Steel
Universal Hotels
U.S. Air Force
U.S. Department of Justice

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Corporate and
Institutional Clients
Served (continued)

U.S. Department of the Army
U.S. Department of the Interior
U.S. Economic Development Authority
U.S. Trust Company
Walt Disney Productions
Westin Hotels
Williams Hospitality Corporation
Winegardner & Hammons
Winthrop Financial Associates
Wyndham Hotels
Zeckendorf Company

Appearance as
an Expert Witness

Administrative Law Court - SEC, Washington, DC
Appellate Tax Board, Boston, Massachusetts
Arbitration, Wayne, New Jersey
Assessment Appeals Board, Los Angeles County, Los Angeles, California Board of Equalization and Review, Washington, District of Columbia (2) Board of Taxation, Atlantic City, New Jersey
Bureau de Revision Evaluation Fonciere du Quebec, Montreal, Canada Circuit Court, Orange County, Orlando, Florida
Condemnation Review Board, Minneapolis, Minnesota
Corporation Committee, Rhode Island State Senate
Court  of  Common  Pleas,  Allegheny  County, Pennsylvania
Court of Common Pleas, Franklin County, Ohio
Court of Common Pleas, Montgomery, Pennsylvania
Court of Common Pleas, Pittsburgh, Pennsylvania
Court of Common Pleas, Philadelphia, Pennsylvania
Court of Queen's Bench of Alberta, Canada
District Court, Arapahoe County, Colorado
District Court, Dallas County, Texas
District Court, Harris County, Texas
District Court, Tarrant County, Texas
District  Court,  Hennepin  County,  Minneapolis, Minnesota
District Court, Knoxville, Tennessee
Federal Bankruptcy Court, Oakland, California
Federal Bankruptcy Court, Los Angeles, California

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Appearance as
an Expert Witness
(continued)

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Denver, Colorado
Federal Bankruptcy Court, District of Columbia
Federal Bankruptcy Court, Miami, Florida (2)
Federal Bankruptcy Court, Chicago, Illinois
Federal Bankruptcy Court, New Orleans, Louisiana
Federal Bankruptcy Court, Greenbelt, Maryland
Federal Bankruptcy Court, Baltimore, Maryland
Federal Bankruptcy Court, Rockville, Maryland
Federal Bankruptcy Court, Boston, Massachusetts
Federal Bankruptcy Court, Grand Rapids, Michigan
Federal Bankruptcy Court, Las Vegas, Nevada
Federal Bankruptcy Court, Newark, New Jersey (2)
Federal Bankruptcy Court, Manhattan, New York (2)
Federal Bankruptcy Court, Westbury, New York
Federal Bankruptcy Court, Philadelphia, Pennsylvania
Federal Bankruptcy Court, Reading, Pennsylvania
Federal Bankruptcy Court, Salt Lake City, Utah
Federal Bankruptcy Court, Madison, Wisconsin (2)
Federal District Court, Rochester, New York
Federal District Court, Philadelphia, Pennsylvania (2)
Judicial  Arbitration  and  Mediation  Services, Dallas, Texas
Michigan Tax Tribunal, Detroit, Michigan
New Jersey Tax Court, Newark, New Jersey (2)
Superior Court, District of Columbia
Superior Court, Clayton County, Georgia (2)
Superior Court of North Carolina
Superior Court, Nashua, New Hampshire
Supreme Court, New York State, Buffalo, New York
Supreme Court, New York State, Manhattan, New York
Supreme Court, New York State, Riverhead, New York

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
--------------------------------------------------------------------------------

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Appearance as
an Expert Witness
(continued)

Tax Review Board, San Joaquin County, Stockton, California
Tax Review Board, Bangor, Maine
Tax Review Board, Schenectady, New York
Tax Review Board, Yorktown, New York
Tax Review Board, North Carolina
Tax Review Board, Philadelphia, Pennsylvania (2)
U.S. District Court, Wilmington, Delaware
U.S. District Court, Madison, Wisconsin

  ==============================================================================
  Partial List of Hotels/Motels, Appraised or Reviewed Internationally

  North America

  Canada

   - Delta Hotel, Calgary
   - Econo Lodge, Hull
   - Hotel Lord Berri, Montreal
   - Hotel Vogue, Montreal
   - Hyatt Regency, Montreal
   - Le Ragence Hyatt, Montreal
   - Holiday Inn, Oshawa, Ontario
   - Hotel Le Chantecler, Quebec
   - Bond Place Hotel, Toronto
   - Carlton Hotel, Toronto
   - Chelsea Hotel, Toronto
   - Delta Chelsea Hotel, Toronto
   - Four Seasons on the Park, Toronto
   - Inn on the Park, Toronto
   - Novotel Missisauga, Toronto
   - Ramada Inn, Toronto
   - Sutton Hotel, Toronto
   - Toronto Marriott East, Toronto
   - Westbury Hotel, Toronto
   - Burnaby Villa Inn, Vancouver
   - Four Seasons Hotel, Vancouver
   - Sheraton Land Mark, Vancouver
   - Sheraton Plaza 500, Vancouver
   - Four Seasons Yorkville Hotel, Yorkville

  United States

  Alabama
   - MEI - Birmingham West, Bessemer
   - Comfort Inn, Birmingham
   - Courtyard by Marriott, Birmingham
   - Courtyard by Marriott-Hoover, Birmingham
   - Courtyard By Marriott/Homewood, Birmingham
   - Crown Sterling Suites, Birmingham
   - Fairfield Inn, Birmingham
   - Holiday Inn, Birmingham
   - Howard Johnson, Birmingham
   - Knights Inn, Birmingham
   - Ramada Inn, Birmingham
   - Residence Inn by Marriott, Birmingham
   - Still Waters Resort, Dadeville
   - Ramada Inn, Gadsden
   - Sheraton Hotel, Gulf Shores
   - Courtyard by Marriott, Huntsville
   - Knights Inn, Huntsville
   - Marriott Hotel-Proposed, Huntsville
   - La Quinta Inn, Huntsville University
   - Days Inn, Mobile
   - Hotel - Proposed, Mobile
   - Inn-Proposed, Mobile
   - Stouffer Riverview, Mobile
   - Courtyard by Marriott, Montgomery
   - Fairfield Inn, Montgomery
   - Holiday Inn-Downtown, Montgomery
   - Holiday Inn-East, Montgomery
   - Howard Johnson, Montgomery
   - La Quinta Inn, Montgomery
   - Residence Inn, Montgomery
   - Marriott's Grand Hotel, Point Clear
   - Holiday Inn, Sheffield
   - La Quinta, Tuscaloosa
   - Masters Economy Inn, Tuscaloosa
   - Proposed Extended Stay, West Mobile

  Alaska
   - Barratt Inn, Anchorage
   - Clarion Hotel, Anchorage
   - Holiday Inn, Anchorage
   - Hotel Captain Hook, Anchorage
   - International Airport Inn, Anchorage
   - Sheraton Anchorage Hotel, Anchorage

  Arizona
   - Holiday Inn, Bullhead City
   - Embassy Suites, Camelback
   - Compri Hotel-Proposed, Chandler
   - Quality Inn, Chandler
   - Ramada Inn, Chandler
   - AmeriSuite Hotel-Proposed, Flagstaff
   - Holiday Inn, Flagstaff
   - Motel 6, Flagstaff
   - Rodeway Inn, Flagstaff
   - Bright Angel Lodge, Grand Canyon
   - El Tovar Hotel, Grand Canyon
   - Grand Canyon National Park, Grand Canyon
   - Kachina Lodge, Grand Canyon
   - Maswik Lodge, Grand Canyon
   - Moqui Lodge, Grand Canyon
   - Phantom Ranch, Grand Canyon
   - Thunderbird Lodge, Grand Canyon
   - Yavapai Lodge, Grand Canyon
   - Hampton Inn-Proposed, Holbrook
   - Moqui Lodge, Kaibab National Forest
   - Rodeway Inn, Kingman
   - Nautical Inn Resort, Lake Havasu City
   - Lexington Hotel Suites, Mesa
   - Biosphere II Conference Center, Oracle
   - Best Western-Per Diem, Phoenix
   - Bobby McGee's, Phoenix
   - Caravan Inn, Phoenix
   - Compri Hotel-Proposed, Phoenix
   - Courtyard by Marriott-Black Canyon, Phoenix
   - Courtyard by Marriott-Mesa, Phoenix
   - Crescent Phoenix Hotel, Phoenix
   - Crown Sterling Suites, Phoenix
   - Days Inn, Phoenix
   - Doubletree Inn at Park Central, Phoenix
   - Embassy Suites, Phoenix
   - Embassy Suites-Biltmore, Phoenix
   - Executive Park Hotel, Phoenix
   - Fountain Suites Hotel, Phoenix
   - Granada Royale-Camelhead, Phoenix
   - Hilton Hotel, Phoenix
   - Holiday Inn, Phoenix
   - Hyatt Regency, Phoenix
   - La Quinta Hotel, Phoenix
   - Lexington Hotel Suites, Phoenix
   - Newton's Sands, Phoenix
   - Phoenician Golf & Tennis Resort, Phoenix
   - Pointe Hilton at Tapatio Cliffs, Phoenix
   - Quality Inn, Phoenix
   - Ramada Inn-Airport, Phoenix
   - Ramada Inn-East, Phoenix
   - Ritz Carlton, Phoenix
   - Sunburst Resort Hotel, Phoenix
   - Hassayampa Inn, Prescott
   - Clarion Inn at McCormick Ranch, Scottsdale
   - Conference Center, Scottsdale
   - Courtyard by Marriott-Mayo, Scottsdale
   - Doubletree Inn at Scottsdale Mall, Scottsdale
   - Fairfield Inn, Scottsdale
   - Fashion Square Hotel, Scottsdale
   - Loews Paradise Resort, Scottsdale
   - Marriott Camelback Inn, Scottsdale
   - Marriott Mountain Shadows, Scottsdale
   - Mountain Shadows Resort, Scottsdale
   - Orange Tree Resort, Scottsdale
   - Ramada-Valley Ho, Scottsdale
   - Red Lion's La Posada Resort, Scottsdale
   - Registry Resort, Scottsdale
   - Rodeway Inn, Scottsdale
   - Scottsdale Princess, Scottsdale
   - Sheraton Scottsdale Resort, Scottsdale
   - The Phoenician, Scottsdale
   - Valley Ho, Scottsdale
   - John Gardiner's Enchantment, Sedona
   - L'Auberege de Sedona, Sedona
   - Los Abrigados, Sedona
   - Orchards Inn, Sedona
   - Hotel-Proposed, Sierra Vista
   - Motel 6, Sierra Vista
   - Temple Bar Resort, Temple Bar
   - Coachman Inn - Proposed, Tolleson/Phoenix
   - Tubac Resort, Tubac
   - Canyon Ranch, Tucson
   - Coachman Inn-Proposed, Tucson
   - Courtyard by Marriott, Tucson
   - Doubletree Inn, Tucson
   - Embassy Suites, Tucson
   - Granada Royale Hometel-E. Broadway, Tucson
   - Hotel Park Tucson-Proposed, Tucson
   - Lexington Suites Hotel, Tucson
   - Loews Hotel, Tucson
   - Resort Hotel-Proposed, Tucson
   - Rodeway Inn, Tucson
   - Sunbelt Commerce Center Hotel, Tucson
   - La Quinta Inn, Tucson East
   - Bobby McGee's, Tuscon
   - Radisson Suite Hotel, Tuscon
   - Ventana Canyon Golf and Racquet, Tuscon
   - Ramada Inn, Union Hill

  Arkansas
   - Sheraton Inn, Fort Smith
   - Hilton, Hot Springs
   - Holiday Inn-Lake Hamilton, Hot Springs
   - Courtyard by Marriott, Little Rock
   - Holiday Inn, Little Rock
   - Legacy Hotel, Little Rock
   - Little Rock Hilton, Little Rock
   - Masters Economy Inn, Little Rock
   - Red Carpet Inn, Little Rock
   - Super 8, Little Rock
   - Masters Economy Inn, North Little Rock
   - Masters Economy Inn, Protho-Junction
   - Holiday Inn, Texarkana

  California
   - Hampton Inn, Agoura Hills
   - Ramada Inn, Agoura Hills
   - Residence Inn-Proposed, Agoura Hills
   - Island Motel, Almeda
   - Anaheim Hilton & Towers, Anaheim
   - Anaheim Park Motor Inn, Anaheim
   - Anaheim Plaza Hotel, Anaheim
   - Best Western Pavillions, Anaheim
   - Carousel Inn, Anaheim
   - Conestoga Hotel, Anaheim
   - Courtyard by Marriott, Anaheim
   - Crown Sterling Suites, Anaheim
   - Disneyland Hotel, Anaheim
   - Golden Forest Motel, Anaheim
   - Hampton Inn, Anaheim
   - Hilton, Anaheim
   - Holiday Inn Anaheim Center, Anaheim
   - Hotel-Proposed, Anaheim
   - Marriott Hotel, Anaheim
   - Pan Pacific Hotel, Anaheim
   - Pitcairn Motel, Anaheim
   - Raffles Inn, Anaheim
   - Ramada Maingate/Disneyland Hotel, Anaheim
   - Roger Morris Inn, Anaheim
   - Stovall's Inn, Anaheim
   - The Station Inn, Anaheim
   - Travelodge Inn at the Park, Anaheim
   - AmeriSuite, Anaheim Hills
   - Comfort Inn, Anahiem
   - Mansouri Hotel, Antioch
   - Red Lion, Apple Valley
   - Hampton Inn, Arcadia
   - Residence Inn, Arcadia
   - Hilton Lodge, Arrowhead Lake
   - Auburn Inn, Auburn
   - Sleep Inn, Auburn
   - Allstar Inn, Bakersfield
   - Clarion Hotel, Bakersfield
   - Courtyard by Marriott, Bakersfield
   - Economy Inn, Bakersfield
   - Ramada Inn, Bakersfield
   - Red Lion Hotel, Bakersfield
   - Residence Inn, Bakersfield
   - Rodeway Inn, Bakersfield
   - Hilton Hotel, Baldwin Park
   - San Gabriel Valley Hotel, Baldwin Park
   - The Hilton Hotel, Baldwin Park
   - Allstar Inn, Barstow
   - Economy Inn, Barstow
   - Marriott Berkeley Marina, Berkeley
   - Shattuck Hotel, Berkeley
   - Beverly Hills Hotel, Beverly Hills
   - Beverly Rodeo Hotel, Beverly Hills
   - Beverly Wilshire Hotel, Beverly Hills
   - Hilton Hotel-Cresthil, Beverly Hills
   - L'Ermitage, Beverly Hills
   - Peninsula Hotel, Beverly Hills
   - Best Western, Big Bear Lake
   - Big Bear Hotel, Big Bear Lake
   - Big Bear Lake Resort, Big Bear Lake
   - Big Bear Towering Pines, Big Bear Lake
   - Motel 6, Big Bear Lake
   - Post Ranch, Big Sur
   - Ventana Inn, Big Sur
   - Rodeway Inn, Blythe
   - Courtyard by Marriott, Brea
   - Holiday Inn, Brentwood
   - Courtyard by Marriott, Buena Park
   - Fairfield Inn, Buena Park
   - Hampton Inn, Buena Park
   - Holiday Inn, Buena Park
   - Crowne Sterling Suites, Burlingame
   - Hyatt Regency, Burlingame
   - Mariott Hotel - SFO, Burlingame
   - Marriott, Burlingame
   - Marriott-San Francisco Airport, Burlingame
   - Radisson Hotel-Proposed, Burlingame
   - Sheraton Hotel, Burlingame
   - Courtyard by Marriott, Camarillo
   - Best Western Fireside Inn, Cambria
   - Cambria Pines Lodge, Cambria
   - Residence Inn, Campbell
   - Hotel-Proposed, Capitola
   - Resort Hotel, Spa & Conference Ctr., Capitola
   - Allstar Inn, Carlsbad
   - Carlsbad Inn, Carlsbad
   - Inn of America, Carlsbad
   - La Costa Hotel and Spa, Carlsbad
   - Olympic Resort Hotel, Carlsbad
   - Tickle Pink Inn, Carmel
   - Allstar Inn, Carpinteria
   - Desert Princess Country Club, Cathedral City
   - Royce Suites Hotel, Cathedral City
   - Digger Bay, Central Valley
   - Marriott Hotel-Proposed, Century City
   - Westin Century Plaza Hotel, Century City
   - Neighborhood Inn-Proposed, Chatsworth
   - Red Lion Hotel, Chico
   - Otay Valley Inn, Chula Vista
   - Travelodge-Otay Valley, Chula Vista
   - Ramada Inn, City of Commerce
   - Sheraton Hotel, City of Industry
   - Allstar Inn, Coalinga
   - Harris Ranch Restaurant/Inn, Coalinga
   - Howard Johnson, Colton
   - Best Western Willow Tree Inn, Compton
   - Concord Hotel, Concord
   - Hilton Hotel, Concord
   - The Trees Inn, Concord
   - Motel 6, Corona
   - Hotel del Coronado, Coronado
   - Loews Coronado Bay Resort, Coronado
   - Madera Village Inn, Corte Madera
   - Ha' Penny Inn, Costa Mesa
   - La Quinta Hotel, Costa Mesa
   - Marriott Suites, Costa Mesa
   - Red Lion Hotel, Costa Mesa
   - Residence Inn, Costa Mesa
   - Pacifica Hotel, Culver City
   - Ramada Inn, Culver City
   - Courtyard by Marriott, Cupertino
   - Doubletree Hotel, Cupertino
   - Doubletree Hotel, Dana Point
   - Spa-Proposed, Danville
   - El Rancho, Davis
   - Furnace Creek Resort, Death Valley
   - Stovepipe Wells Village, Death Valley
   - Hilton, Del Mar
   - Days Inn, Diamond Bar
   - Compri Hotel, El Segundo
   - Proposed Summerfield, El Segundo
   - Days Inn, Emeryville
   - Holiday Inn-Bay Bridge, Emeryville
   - Lyons Restaurant, Emeryville
   - Budget Motel, Encinitis
   - Marriott Tenaya Lodge-Proposed, Fishcamp
   - Holiday Inn, Fort Myers Beach
   - All Suites Hotel/Athletic Club, Foster City
   - Clubtel-Proposed, Foster City
   - Courtyard by Marriott, Foster City
   - Holiday Inn, Foster City
   - Courtyard by Marriott, Fremont
   - Fremont Hotel, Fremont
   - Motel 6, Fremont
   - Residence Inn, Fremont
   - Allstar Inn, Fresno
   - AmeriSuite, Fresno
   - Chateau Inn, Fresno
   - Courtyard by Marriott, Fresno
   - Economy Inn, Fresno
   - Hacienda, Fresno
   - Holiday Inn, Fresno
   - Holiday Inn-Fresno Airport, Fresno
   - Howard Johnson Motel, Fresno
   - Piccadilly Inn, Fresno
   - Travelers Inn, Fresno
   - Travelers Lodge, Fresno
   - Griswold's Hotel, Fullerton
   - Holiday Inn, Fullerton
   - Marriott Hotel, Fullerton
   - Hotel-Proposed, Garden Grove
   - Hyatt Regency Alicante, Garden Grove
   - Princess Hotel, Garden Grove
   - Motel 6, Gilroy
   - Hyatt Regency-Proposed, Goleta
   - Allstar Inn, Hacienda Heights
   - Courtyard by Marriott, Hacienda Heights
   - Half Moon Bay Lodge, Half Moon Bay
   - Courtyard by Marriott, Harbor Boulevard
   - Grosvenor, Harborside-Pt. Loma
   - Inn at Foss Creek, Healdsburg
   - Chateau Marmont, Hollywood
   - Hollywood Palm Hotel, Hollywood
   - Sunset Towers Hotel, Hollywood
   - Waterfront Hilton Hotel, Huntington Beach
   - Compri Hotel, Hutton Centre
   - Grand Champions Resort, Indian Wells
   - Stouffer Esmerelda Resort, Indian Wells
   - Courtyard By Marriott, Irvine
   - Courtyard by Marriott - Proposed, Irvine
   - Embassy Suites, Irvine
   - Hilton Hotel, Irvine
   - Holiday Inn, Irvine
   - Hyatt Hotel, Irvine
   - La Quinta-Proposed, Irvine
   - Marriott Hotel, Irvine
   - Marriott-Proposed, Irvine
   - Registry Hotel, Irvine
   - Residence Inn-Proposed, Irvine
   - Amador Inn, Jackson
   - Embassy Suites, La Jolla
   - Hotel-Proposed, La Jolla
   - La Jolla Property, La Jolla
   - La Jolla Village Inn, La Jolla
   - Marriott Hotel, La Jolla
   - Residence Inn, La Jolla
   - Days Inn-Proposed, La Palma
   - PGA West Resort - Proposed, La Quinta
   - Lafayette Park Hotel, Lafayette
   - Laguna Shores, Laguna Beach
   - Holiday Inn, Laguna Hills
   - Ryokan Hotel-Proposed, Laguna Hills
   - Villa Valencia, Laguna Hills
   - Ritz Carlton, Laguna Niguel
   - Lake Mohave Resort, Lake Mohave
   - Resort at Squaw Creek, Lake Tahoe
   - Courtyard by Marriott, Larkspur Landing
   - Hilton, Las Cruces
   - Surf and Sand Hotel, Leguna Beach
   - Holiday Inn, Lido Beach
   - Motel-Proposed, Little Lake
   - Residence Inn, Livermore
   - Residence Inn-Proposed, Livermore
   - Breakers Hotel, Long Beach
   - Holiday Inn, Long Beach
   - Holiday Inn Airport, Long Beach
   - Marriott Hotel-Long Beach Airport, Long Beach
   - Marriott Hotel-Proposed, Long Beach
   - Ramada Renaissance Hotel, Long Beach
   - Residence Inn, Long Beach
   - Sheraton Long Beach & Office Tower, Long Beach
   - Airport Park Hotel, Los Angeles
   - Bel Age, Los Angeles
   - Biltmore Hotel, Los Angeles
   - Century Inn, Los Angeles
   - Checkers Hotel, Los Angeles
   - Courtyard by Marriott-Irvine Main, Los Angeles
   - Courtyard by Marriott-LAX Airport, Los Angeles
   - Crown Sterling Suites, Los Angeles
   - Days Inn, Los Angeles
   - Econo Lodge-Proposed, Los Angeles
   - Embassy Suites, Los Angeles
   - Embassy Suites-LAX-Proposed, Los Angeles
   - Four Seasons, Los Angeles
   - Hampton Inn-LAX, Los Angeles
   - Herrick and Campbell, Los Angeles
   - Hilton & Towers-LAX, Los Angeles
   - Hilton Hotel, Los Angeles
   - Holiday Inn Crowne Plaza-LAX, Los Angeles
   - Le Montrose Hotel, Los Angeles
   - Ma Maison Sofitel, Los Angeles
   - Macklowe Hotel, Los Angeles
   - Marriott Century City, Los Angeles
   - MCA Hotel-Proposed, Los Angeles
   - New Otani Hotel, Los Angeles
   - Playa Vista Development, Los Angeles
   - Stouffer Concourse Hotel, Los Angeles
   - Westin Bonaventure, Los Angeles
   - Westwood Marquis Hotel, Los Angeles
   - Los Gatos Lodge, Los Gatos
   - Macienda Inn, Los Gatos
   - Toll House Inn, Los Gatos
   - Residence Inn, Manhattan Beach
   - All Suite Hotel, Marina Del Rey
   - Marina Beach Hotel, Marina del Rey
   - Marina del Rey Hotel and Marina, Marina del Rey
   - Marina Suites Hotel, Marina Del Rey
   - Marriott Marina Del Rey, Marina Del Rey
   - Residence Inn, Meriden
   - Quality Suites Hotel - Proposed, Millbrae
   - Beverly Heritage Hotel, Milpitas
   - Crown Sterling Suites, Milpitas
   - Holiday Inn, Milpitas
   - Courtyard by Marriott, Mira Mesa
   - Grosvenor, Mission Bay
   - Motel Orleans, Modesto
   - Red Lion Hotel, Modesto
   - Red Lion-Proposed, Modesto
   - Carmel Mission Inn, Monterey
   - Doubletree Inn, Monterey
   - Former Monterey Hilton Hotel, Monterey
   - Monterey Plaza, Monterey
   - Plaza Hotel, Monterey
   - Sheraton Hotel, Monterey
   - Pebble Beach Company, Monterey County
   - Inn at Morro Bay, Morro Bay
   - Residence Inn, Mountain View
   - Inn at Napa Valley, Napa
   - Best Western Inn, Napa Valley
   - Clarion Hotel-Napa Valley, Napa Valley
   - Silverado, Napa Valley
   - Ha'Penny Motel, National City
   - Allstar Inn, Needles
   - Hilton-Newark/Fremont, Newark
   - Four Seasons Hotel, Newport Beach
   - Hotel Meridien, Newport Beach
   - Hyatt Newporter, Newport Beach
   - Newporter Resort, Newport Beach
   - Sheraton, Newport Beach
   - Days Inn-Proposed, North Hollywood
   - Northstar, North Lake Tahoe
   - Ramada Inn, Norwalk
   - Impact Study - Proposed Hotel, Oakdale
   - Hilton Inn, Oakland
   - Holiday Inn, Oakland
   - Holiday Inn-Oakland Airport, Oakland
   - Parc Oakland Hotel, Oakland
   - Resort - Proposed, Olympic Valley
   - Resort at Squaw Creek-Proposed, Olympic Valley
   - Clarion Hotel, Ontario
   - Compri Hotel, Ontario
   - Fairfield Inn, Ontario
   - Holiday Inn, Ontario
   - Lexington Hotel Suites, Ontario
   - Red Lion Hotel, Ontario
   - Doubletree Hotel, Orange
   - Woodfin Suites, Orange
   - Embassy Suites, Palm Desert
   - Marriott Desert Springs, Palm Desert
   - Canyon Resort, Palm Springs
   - Compri Hotel-Proposed, Palm Springs
   - Courtyard by Marriott, Palm Springs
   - Desert Princess, Palm Springs
   - Grand Champions Resort, Palm Springs
   - International Hotel and Resort, Palm Springs
   - Ocotillo Lodge, Palm Springs
   - Palm Canyon, Palm Springs
   - PGA West Resort-Proposed, Palm Springs
   - Spa Hotel at Mineral Springs, Palm Springs
   - Westin Hotel, Palm Springs
   - Grosvenor, Palmdale
   - Super 8, Palmdale
   - Cowper Square, Palo Alto
   - Garden Court, Palo Alto
   - Holiday Inn, Palo Alto
   - Stanford Park, Palo Alto
   - Marriott, Paradise Valley
   - All Suite Hotel-Proposed, Pasadena
   - Doubletree Hotel, Pasadena
   - Holiday Inn, Pasadena
   - Cascade Ranch Lodge, Pescadero
   - Elk Lodge, Petaluma
   - Hotel Petaluma, Petaluma
   - Hilton-Proposed, Pismo Beach
   - Hilton-Sea Point, Pismo Beach
   - Holiday Inn, Pismo Beach
   - Hotel-Proposed, Pismo Beach
   - Pismo II, Pismo Beach
   - Fairfield Inn, Placentia
   - Residence Inn, Placentia
   - Howard Hughes Center, Playa Vista
   - Pleasant Hill Inn, Pleasant Hill
   - Residence Inn, Pleasant Hill
   - Club Hilton Hotel-Proposed, Pleasanton
   - Compri Hotel, Pleasanton
   - Courtyard by Marriott, Pleasanton
   - Hilton, Pleasanton
   - Holiday Inn, Pleasanton
   - Pleasanton Creek, Pleasanton
   - Shilo Inn - Hilltop, Pomona
   - Compri Hotel, Rancho Bernardo
   - Radisson Suites, Rancho Bernardo
   - Comfort Inn Motel, Rancho Cordova
   - Courtyard by Marriott, Rancho Cordova
   - Economy Inn, Rancho Cordova
   - El Rancho, Rancho Cordova
   - Quality Suites-Proposed, Rancho Cordova
   - Sheraton Sunrise, Rancho Cordova
   - Marriott Rancho Las Palmas, Rancho Mirage
   - Mission Hills Hotel, Rancho Mirage
   - Resort Hotel-Proposed, Rancho Mirage
   - Westin Mission Hills Resort, Rancho Mirage
   - Bridge Bay Resort, Redding
   - Grand Manor Inn, Redding
   - La Quinta Inn, Redding
   - Motel 6, Redding
   - Motel Orleans, Redding
   - Red Lion Inn, Redding
   - Shasta Inn, Redding
   - Portofino Hotel & Yacht Club, Redondo Beach
   - Sheraton, Redondo Beach
   - Sofitel Redwood Shores, Redwood
   - Days Inn, Richmond
   - Best Western Carraige Inn, Ridgecrest
   - Days Inn, Riverside
   - Mission Inn-Proposed, Riverside
   - Omni Mission Inn, Riverside
   - Sheraton Hotel, Riverside
   - Red Lion Inn, Rohnert Park
   - Crown Sterling Suites, S.San Fransicso
   - Allstar Inn, Sacramento
   - Arco Arena II-Proposed, Sacramento
   - Arco Park, Sacramento
   - Catering Center - Proposed, Sacramento
   - Clarion Hotel, Sacramento
   - Compri Hotel-Proposed, Sacramento
   - Courtyard by Marriott, Sacramento
   - Courtyard by Marriott-S. Natomas, Sacramento
   - Hilton Hotel, Sacramento
   - Holiday Inn-Capital Plaza, Sacramento
   - Hotel-Proposed, Sacramento
   - Hyatt Arbitrat, Sacramento
   - Hyatt Regency, Sacramento
   - La Quinta Hotel, Sacramento
   - Motel Orleans, Sacramento
   - Radisson Hotel, Sacramento
   - Red Lion Inn, Sacramento
   - Residence Inn, Sacramento
   - Sacramento Inn, Sacramento
   - Sierra Inn, Sacramento
   - Sterling Hotel, Sacramento
   - Travelers Inn, Sacramento
   - Woodlake Inn, Sacramento
   - Harvest Inn, Saint Helena
   - Courtyard by Marriott, San Bruno
   - San Carlos Motel Development, San Carlos
   - Atlas Hotels/Mission Valley Inn, San Diego
   - Best Western Seven Seas Motor Lodge, San Diego
   - Budget Motel of America, San Diego
   - Catamaran Resort Hotel, San Diego
   - Center Pointe Development, San Diego
   - Comfort Inn, San Diego
   - Courtyard by Marriott-Mira Mesa, San Diego
   - Doubletree Hotel, San Diego
   - Embassy Suites, San Diego
   - Executive Lodge, San Diego
   - Hanalei Hotel, San Diego
   - Harbor Island Hotel-Proposed, San Diego
   - Harborside Inn-Point Loma, San Diego
   - Harbortown Marina Resort, San Diego
   - Holiday Inn Montgomery Airport, San Diego
   - Holiday Inn-Embarcadero, San Diego
   - Holiday Inn-Harbor View, San Diego
   - Horton Grand Saddlery, San Diego
   - Horton Park Plaza Hotel, San Diego
   - Howard Johnson Hotel, San Diego
   - Inter-Continental Hotel & Marina, San Diego
   - Kings Inn, San Diego
   - La Jolla Village Inn, San Diego
   - La Quinta Hotel, San Diego
   - Marriott Hotel-Mission Valley, San Diego
   - Marriott Twin Towers and Marina, San Diego
   - Mission Valley Inn, San Diego
   - Omni Hotel, San Diego
   - Radisson Hotel, San Diego
   - Ramada Inn, San Diego
   - Ramada Limited Suites, San Diego
   - Ramada Old Town, San Diego
   - Ramada Rancho Penasquitos, San Diego
   - Red Lion Inn, San Diego
   - Regency Plaza Hotel, San Diego
   - San Diego Marriott, San Diego
   - Seven Seas Lodge, San Diego
   - Sheraton Grand, San Diego
   - Sheraton Harbor Island East, San Diego
   - Super 8-Point Loma, San Diego
   - Symphony Towers, San Diego
   - Town and Country Hotel, San Diego
   - Travelodge Hotel Plaza, San Diego
   - U.S. Grant Hotel, San Diego
   - Westin-Proposed, San Diego
   - Abagail Inn, San Francisco
   - Bellevue Hotel, San Francisco
   - Cable Motor Inn, San Francisco
   - California Cafe, San Francisco
   - Campton Place, San Francisco
   - Cartwright Hotel, San Francisco
   - Chancellor Hotel, San Francisco
   - Clarion Inn-San Francisco Airport, San Francisco
   - Comfort Inn, San Francisco
   - Courtyard by Marriott-Airport, San Francisco
   - Embarcadero Inn, San Francisco
   - Fairmont Hotel, San Francisco
   - Grand Hyatt, San Francisco
   - Grosvenor Clift Hotel, San Francisco
   - Harbor Court Hotel, San Francisco
   - Hilton Hotel, San Francisco
   - Holiday Inn - Union Square, San Francisco
   - Holiday Inn Crowne Plaza, San Francisco
   - Holiday Inn-Civic Center, San Francisco
   - Holiday Inn-Fisherman's Wharf, San Francisco
   - Holiday Inn-Golden Gateway, San Francisco
   - Holiday Inn-South, San Francisco
   - Holiday Lodge, San Francisco
   - Hotel Diva, San Francisco
   - Hotel Meridien, San Francisco
   - Hotel Union Square, San Francisco
   - Hotel-Proposed, San Francisco
   - Hyatt Fisherman's Wharf, San Francisco
   - Hyatt Regency Embarcadero, San Francisco
   - Inn at Fisherman's Wharf, San Francisco
   - Inn at the Opera, San Francisco
   - Inn-Proposed, San Francisco
   - Juliana Hotel, San Francisco
   - King George Hotel, San Francisco
   - La Quinta Inn, San Francisco
   - La Quinta-Airport, San Francisco
   - Lambourne Hotel, San Francisco
   - Laurel Motor Inn, San Francisco
   - Majestic Hotel, San Francisco
   - Manx Hotel, San Francisco
   - Mark Twain, San Francisco
   - Marriott, San Francisco
   - Marriott San Francisco-Proposed, San Francisco
   - Marriott-Airport, San Francisco
   - Orchard Hotel, San Francisco
   - Pan Pacific Hotel, San Francisco
   - Parc 55 Hotel, San Francisco
   - Park Hyatt Hotel, San Francisco
   - Portman Hotel, San Francisco
   - Prescott Hotel, San Francisco
   - Queen Anne Hotel, San Francisco
   - Ramada Hotel, San Francisco
   - Regis Hotel, San Francisco
   - Ritz-Carlton Hotel, San Francisco
   - San Franciscan, San Francisco
   - San Francisco Hotel, San Francisco
   - Savoy Hotel, San Francisco
   - Sheraton Palace Hotel, San Francisco
   - Sheraton-Fisherman's Wharf, San Francisco
   - Sir Francis Drake Hotel, San Francisco
   - Stanford Court, San Francisco
   - Stouffer Stanford Court Hotel, San Francisco
   - Super 8-Fisherman's Wharf, San Francisco
   - Westin St. Francis, San Francisco
   - Crowne Sterling Suites, San Francisco - South
   - Olympic Club Golf Course, San Francisco/San Mateo
   - Budget Inn, San Jose
   - Courtyard by Marriott, San Jose
   - Cozy 8 Arena Hotel, San Jose
   - Fairmont Hotel, San Jose
   - Holiday Inn, San Jose
   - Ramada Renaissance, San Jose
   - Red Lion Inn, San Jose
   - Islander Motel, San Leandro
   - Apple Farm Inn, San Luis Obispo
   - Embassy Suites, San Luis Obispo
   - Holiday Inn, San Luis Obispo
   - Los Nomados Resort, San Luis Obispo
   - Twin Oaks Golf Course, San Marcos
   - Dunfey San Mateo Hotel, San Mateo
   - Compri Hotel-Proposed, San Pedro
   - Embassy Suites Hotel, San Rafael
   - Marriott Hotel-Proposed, San Ramon
   - Residence Inn, San Ramon
   - AAA Inn, Santa Ana
   - California Palms Hotel, Santa Ana
   - Comfort Inn, Santa Ana
   - Compri Hotel, Santa Ana
   - Embassy Suites Santa Ana, Santa Ana
   - Executive Lodge, Santa Ana
   - Howard Johnson, Santa Ana
   - Quality Inn, Santa Ana
   - Ramada Inn-Orange County, Santa Ana
   - El Encanto Hotel, Santa Barbara
   - Fess Parker's Red Lion Resort, Santa Barbara
   - Four Seasons Hotel, Santa Barbara
   - Montecito Inn, Santa Barbara
   - San Ysidro Ranch, Santa Barbara
   - Santa Barbara Inn, Santa Barbara
   - Biltmore Hotel & Suites, Santa Clara
   - Days Inn, Santa Clara
   - Doubletree Hotel, Santa Clara
   - Embassy Suites, Santa Clara
   - Inn At Saratoga, Santa Clara
   - Marriott Hotel, Santa Clara
   - Quality Suites Hotel, Santa Clara
   - Dream Inn, Santa Cruz
   - Hilton, Santa Maria
   - Motel 6, Santa Maria
   - Econo Lodge-Proposed, Santa Monica
   - Holiday Inn, Santa Monica
   - Holiday Inn at the Pier, Santa Monica
   - Park Hyatt Hotel, Santa Monica
   - Santa Monica Beach Hotel, Santa Monica
   - Santa Monica/Slatkin, Santa Monica
   - Allstar Inn, Santa Rosa
   - Doubletree Hotel, Santa Rosa
   - Fountaingrove Inn, Santa Rosa
   - Holiday Inn, Santa Rosa
   - Round Barn Inn-Proposed, Santa Rosa
   - Sheraton Round Barn, Santa Rosa
   - Days Inn, Seaside
   - Embassy Suites, Seaside
   - Seaside 8 Motel, Seaside
   - Valley Radisson, Sherman Oaks
   - Red Lion, Sonoma
   - Sonoma Mission Inn, Sonoma
   - Holiday Inn - Proposed, Sonora
   - Timberwolf Lodge, South Lake Tahoe
   - Holiday Inn, South San Francisco
   - Hotel-Proposed, South San Francisco
   - Meadowood Resort, St. Helena
   - Hilton Hotel, Stockton
   - Holiday Inn, Stockton
   - La Quinta Hotel, Stockton
   - Motel Orleans, Stockton
   - Paradise Point Manna, Stockton
   - Sheraton-Proposed, Stockton
   - Hilton, Sunnyvale
   - Holiday Inn, Sunnyvale
   - Neighborhood Suites, Sunnyvale
   - Ramada Inn, Sunnyvale
   - Sunnyvale Hilton, Sunnyvale
   - Temecula Creek Inn, Temecula Creek
   - Westlake Plaza Hotel, Thousand Oaks
   - Courtyard by Marriott, Torrance
   - Holiday Inn, Torrance
   - Marriott Hotel, Torrance
   - Residence Inn, Torrance
   - Holiday Inn, Union City
   - MCA Hotel-Proposed, Universal City
   - Comfort Inn, Vallejo
   - Holiday Inn, Van Nuys
   - La Quinta Hotel, Ventura
   - Ocean Resorts, Ventura
   - Sheraton, Ventura
   - Greentree Inn, Victorville
   - Doubletree Inn, Walnut Creek
   - Parkside Hotel, Walnut Creek
   - Ramada Renaissance Hotel, Walnut Creek
   - Royce Hotel-Proposed, Walnut Creek
   - Walnut Creek Project, Walnut Creek
   - Hampton Inn, West Covina
   - Le Bel Age, West Hollywood
   - Le Dufy, West Hollywood
   - Le Mondrian Hotel, West Hollywood
   - Hilton, Whittler
   - Hotel & Conference Center-Proposed, Woodland
   - Marriott Hotel-Woodland Hills, Woodland Hills
   - Skylonda Retreat, Woodside
   - Compri Hotel-Proposed, Yorba Linda
   - Marriott-Tenaya Lodge, Yosemite
   - Motel Orleans, Yuba City

  Colorado
   - Days Inn, Arapahoe
   - Continental Inn, Aspen
   - Ritz-Carlton Hotel-Proposed, Aspen
   - Hampton Inn, Aurora
   - Holiday Inn, Aurora
   - Radisson Hotel, Aurora
   - Radisson Southeast, Aurora
   - Raffles Hotel, Aurora
   - Comfort Inn, Avon
   - Boulder Hotel-Downtown, Boulder
   - Clarion Hotel, Boulder
   - Courtyard by Marriott, Boulder
   - Doubletree Hotel-Proposed, Boulder
   - Hilton Harvest House, Boulder
   - Holiday Inn, Boulder
   - Interlocken Conference Resort-Prop., Boulder
   - Proposed Golf Course, Boulder
   - Residence Inn, Boulder
   - Hilton, Breckenridge
   - Ski Lodge-Proposed, Breckenridge
   - Interlocken Conference Center, Broomfield
   - Interlocken Conference Center-Prop., Broomfield
   - Embassy Suites, Colorado Springs
   - Hilton, Colorado Springs
   - Howard Johnson, Colorado Springs
   - Le Baron Hotel, Colorado Springs
   - Marriott, Colorado Springs
   - Quality Inn, Colorado Springs
   - Red Lion Inn, Colorado Springs
   - Sheraton Inn, Colorado Springs
   - Grand Butte Hotel, Crested Butte
   - Best Western Regency, Denver
   - Brown Palace, Denver
   - Clarion Hotel-Denver Airport, Denver
   - Courtyard by Marriott-Airport, Denver
   - Courtyard by Marriott-Southeast, Denver
   - Days Inn, Denver
   - Denver Airport Hilton Inn, Denver
   - Doubletree Hotel, Denver
   - Embassy Suites, Denver
   - Embassy Suites-Airport, Denver
   - Hilton-Technical Center, Denver
   - Holiday Inn-Downtown, Denver
   - Holiday Inn-West, Denver
   - Jackson's Hole Sport, Denver
   - Marriott-Southeast, Denver
   - Marriott-West, Denver
   - Radisson Hotel, Denver
   - Red Lion Hotel, Denver
   - Regency Inn, Denver
   - La Quinta Inn, Denver - Airport
   - La Quinta, Denver - South
   - Red Lion Inn, Durango
   - Hilton-Denver, Englewood
   - Residence Inn, Englewood
   - Scanticon Conference Center, Englewood
   - Marriott Hotel-Proposed, Fort Collins
   - Holiday Inn, Golden
   - Marriott-Denver West, Golden
   - Ramada Inn, Grand Junction
   - Sheraton-Proposed, Keystone
   - Compri Hotel, Lakewood
   - Hampton Inn, Lakewood
   - Sheraton Inn, Steamboat Springs
   - Proposed Hotel, Telluride
   - Days Inn, Vail
   - Doubletree Hotel, Vail
   - Lodge at Vail, Vail
   - Marriott's Mark Resort, Vail
   - Westin Vail Resort, Vail
   - Ramada Hotel, Westminster
   - Winter Park Resort, Winter Park

  Connecticut
   - Chester Inn-Chester, Chester
   - Inn-Proposed, Chester
   - Super 8-Proposed, Cromwell
   - Danbury Hilton & Towers, Danbury
   - Residence Inn, Danbury
   - Holiday Inn, Darien
   - Howard Johnson Lodge, Darien
   - Ramada Inn, Darien
   - Holiday Inn, East Hartford
   - Howard Johnson Lodge, East Lyme
   - Days Inn-Proposed, Enfield
   - Greenwich Habor Inn, Greenwich
   - Howard Johnson Lodge, Greenwich
   - Showboat Inn, Greenwich
   - Hotel-Proposed, Groton
   - Hilton Hotel, Hartford
   - Holiday Inn-Proposed, Hartford
   - Motel 6, Hartford
   - Ramada Inn, Hartford
   - Sheraton Tobacco Valley Inn, Hartford
   - Summit Hotel, Hartford
   - Super 8 Motel, Hartford
   - Susse Chalet, Hartford
   - Residence Inn By Marriott, Meriden
   - Holiday Inn, Milford
   - Susse Chalet, Milford
   - Howard Johnson Lodge, Mystic
   - Mystic Ramada Inn, Mystic
   - Holiday Inn, New Britain
   - Ramada Inn, New Britain
   - Colony Inn, New Haven
   - Holiday Inn, New Haven
   - Howard Johnson, New Haven
   - Quality Inn, New Haven
   - Residence Inn, New Haven
   - Radisson Hotel, New London
   - Best Western-Proposed, New Milford
   - Courtyard by Marriott, Norwalk
   - Holiday Inn, Norwalk
   - Howard Johnson, Norwalk
   - Ramada Inn, Norwalk
   - Susse Chalet, Rocky Hill
   - Ramada Hotel-Proposed, Shelton
   - Residence Inn - Shelton, Shelton
   - Heritage Village, Southbury
   - Southbury Hotel, Southbury
   - Susse Chalet, Southington
   - Days Inn, Stamford
   - Executive Hotel, Stamford
   - Harley Hotel, Stamford
   - Holiday Inn-Crowne Plaza, Stamford
   - Inn at Mill River, Stamford
   - Le Pavillon Hotel, Stamford
   - Marriott, Stamford
   - Radisson Tara Hotel, Stamford
   - Sheraton, Stamford
   - Best Western-Proposed, Stratford
   - Stratford Motor Lodge, Stratford
   - Marriott Hotel, Trumbull
   - Courtyard by Marriott, Wallingford
   - Susse Chalet, Wallingford
   - Howard Johnson Plaza Hotel, Waterbury
   - Super 8-Proposed, Waterbury
   - Residence Inn-Proposed, Waterford
   - Holiday Inn, Westbury
   - The Island Inn, Westbury
   - Courtyard by Marriott, Windsor
   - Sheraton Tobacco Valley Inn, Windsor
   - Holiday Inn-Proposed, Windsor Locks

  Delaware
   - Wilmington Hilton, Claymont
   - Rusty Rudder, Dewey Beach
   - Residence Inn-Proposed, Newark
   - Hilton Hotel, Wilmington
   - Hotel-Proposed, Wilmington
   - Marriott Suites, Wilmington
   - Residence Inn-Proposed, Wilmington

  District of Columbia
   - All Suite Hotel - Proposed, Washington
   - Bellevue Hotel, Washington
   - Canterbury Hotel, Washington
   - Capital Hilton, Washington
   - Capitol Hill Hotel, Washington
   - Castleton Hotel, Washington
   - Comfort Inn, Washington
   - Convention Center Inn, Washington
   - Dupont Plaza, Washington
   - Embassy Row Hotel, Washington
   - Fairfax Hotel, Washington
   - Fairmont Hotel, Washington
   - Four Seasons Hotel, Washington
   - General Scott Inn, Washington
   - Georgetown Hotel, Washington
   - Grand Hotel, Washington
   - Grand Hyatt, Washington
   - Hampshire House, Washington
   - Harambee House, Washington
   - Hay Adams Hotel, Washington
   - Holiday Inn Crowne Plaza, Washington
   - Holiday Inn-Capitol, Washington
   - Holiday Inn-Georgetown, Washington
   - Holiday Inn-Governor House, Washington
   - Hotel Washington, Washington
   - Howard Johnson, Washington
   - Hyatt Regency-Capitol, Washington
   - Hyatt-Convention Center, Washington
   - International Inn, Washington
   - Intrigue Hotel, Washington
   - Jefferson Hotel, Washington
   - Lombardy Tower Apartment Hotel, Washington
   - Madison Hotel, Washington
   - Manger Annapolis Hotel, Washington
   - Manger Hamilton Hotel, Washington
   - Manger Hay Adams Hotel, Washington
   - Marriott-Key Bridge, Washington
   - Mayflower Hotel, Washington
   - Omni Georgetown Hotel, Washington
   - Omni Shoreham Hotel, Washington
   - Park Terrace Hotel, Washington
   - Phoenix Park Hotel, Washington
   - Plaza Hotel, Washington
   - Potomac Hotel Group, Washington
   - Quality Inn-Capitol Hill, Washington
   - Quality Inn-Downtown, Washington
   - Ramada Inn-Central, Washington
   - Ramada Renaissance Hotel, Washington
   - Ritz-Carlton, Washington
   - River Inn, Washington
   - Riverside Towers, Washington
   - Sheraton City Centre, Washington
   - Sheraton Grand Hotel, Washington
   - Shoreham Hotel, Washington
   - St. James, Washington
   - State Plaza, Washington
   - Statler Hilton Hotel, Washington
   - Washington Hilton, Washington
   - Washington Plaza, Washington
   - Watergate Hotel, Washington
   - Wyndham Bristol Hotel, Washington

  Florida
   - Holiday Inn, Altamonte Springs
   - La Quinta, Altamonte Springs
   - Turnberry Isle Resort, Aventura
   - Boca Raton Hotel and Club, Boca Raton
   - Boca West, Boca Raton
   - Deerfield Beach Hilton, Boca Raton
   - Embassy Suites, Boca Raton
   - Park Place Suite Hotel, Boca Raton
   - Petite Suites, Boca Raton
   - Residence Inn, Boca Raton
   - Days Inn, Brandenton
   - South Seas Resort, Captive Island
   - Days Inn, Clearwater
   - Days Inn-Proposed, Clearwater
   - Holiday Inn - Central/Clearwater, Clearwater
   - La Quinta Inn, Clearwater
   - Sheraton Sand Key Hotel, Clearwater
   - Holiday Inn - Gulfview South, Clearwater Beach
   - Holiday Inn - Surfside North, Clearwater Beach
   - Howard Johnson, Clermont
   - Econolodge, Cocoa Beach
   - Hilton Hotel, Cocoa Beach
   - Holiday Inn, Cocoa Beach
   - Howard Johnson, Cocoa Beach
   - Perkins Restaurant, Cocoa Beach
   - Coconut Grove Hotel, Coconut Grove
   - Mayfair House, Coconut Grove
   - Proposed Hampton Inn, Coconut Grove
   - Biltmore Hotel, Coral Gables
   - Holiday Inn, Coral Gables
   - Holiday Inn (Court), Coral Gables
   - Plantation Hotel, Crystal River
   - Sheraton Inn, Cypress Gardens
   - Budget Inn, Davenport
   - Daytona Beach Surfside Regency, Daytona Beach
   - Howard Johnson, Daytona Beach
   - La Quinta Inn, Daytona Beach
   - Pirates Cove, Daytona Beach
   - Sheraton Inn, Daytona Beach
   - Crown Sterling Suites, Deerfield Beach
   - Days Inn, Deerfield Beach
   - Hilton Hotel, Deerfield Beach
   - Horizon Club, Deerfield Beach
   - Sheraton Inn, Deland
   - Hilton Hotel, Disney World
   - Holiday Inn, Edgewater
   - Knights Inn, Florida City
   - AmeriSuites Hotel-Proposed, Fort Lauderdale
   - Bahia Mar Hotel, Fort Lauderdale
   - Comfort Suites, Fort Lauderdale
   - Compri Hotel-Proposed, Fort Lauderdale
   - Costa Del Sol, Fort Lauderdale
   - Crown Sterling Suites, Fort Lauderdale
   - Days Inn, Fort Lauderdale
   - Embassy Suites Hotel, Fort Lauderdale
   - Executive House, Fort Lauderdale
   - Hilton Hotel, Fort Lauderdale
   - Hilton Inverrary, Fort Lauderdale
   - Holiday Inn - Galleria, Fort Lauderdale
   - Holiday Inn - North Beach, Fort Lauderdale
   - Holiday Inn-Proposed, Fort Lauderdale
   - Marriott Harbor Beach Hotel, Fort Lauderdale
   - Marriott Hotel & Marina, Fort Lauderdale
   - Marriott Hotel-Cypress Road, Fort Lauderdale
   - Pier 66 Hotel and Marina, Fort Lauderdale
   - Port Everglades Hotel, Fort Lauderdale
   - Stouffer Hotel, Fort Lauderdale
   - Days Inn, Fort Meyers
   - Courtyard by Marriott, Fort Myers
   - Holiday Inn, Fort Myers
   - La Quinta Hotel, Fort Myers
   - Sheraton Harbor Place-Proposed, Fort Myers
   - Sheraton Motor Inn, Fort Myers
   - Proposed Hotel, Fort Myers Beach
   - American Way, Fort Pierce
   - Days Inn, Fort Walton Beach
   - Holiday Inn - Airport, Fort.Lauderdale
   - Days Inn-University Center, Gainesville
   - Fairfield Inn, Gainesville
   - Howard Johnson Lodge-I-75, Gainesville
   - La Quinta Hotel, Gainesville
   - University Centre Hotel, Gainesville
   - Holiday Inn, Hialeah
   - Motel, Hillsboro Beach
   - Days Inn, Hollywood
   - Diplomat Hotel, Hollywood
   - Holiday Inn, Hollywood
   - Quality Suites - Oceanside, Indiatlantic
   - Hilton Inn, Inverrary
   - Best Inn, Jacksonville
   - Bradbury Suites-Proposed, Jacksonville
   - Compri Hotel-Proposed, Jacksonville
   - Courtyard By Marriott, Jacksonville
   - Days Inn, Jacksonville
   - Doubletree Club Hotel, Jacksonville
   - Hampton Inn, Jacksonville
   - Hotel-Proposed, Jacksonville
   - Jacksonville Hotel, Jacksonville
   - Residence Inn, Jacksonville
   - Sheraton Hotel, Jacksonville
   - Wyndham Lakes Hotel, Jacksonville
   - Sheraton Beach Hotel, Jensen Beach
   - Howard Johnson, Juno Beach
   - Hilton Hotel, Jupiter
   - Key Biscayne, Key Biscayne
   - Howard Johnson Lodge, Key Largo
   - Casa Marina Marriott, Key West
   - Fairfield Inn, Key West
   - Hampton Inn-Roosevelt Rd., Key West
   - Holiday Inn, Key West
   - Hyatt Hotel, Key West
   - La Concha Holiday Inn, Key West
   - Pier House Inn and Beach Club, Key West
   - Reach Hotel, Key West
   - Santa Maria Hotel, Key West
   - Timeshare Resort, Key West
   - Best Western Vacation Lodge, Kissimmee
   - Days Inn, Kissimmee
   - Days Inn West, Kissimmee
   - Days Lodge, Kissimmee
   - Howard Johnson Plaza Hotel, Kissimmee
   - Howard Johnson's, Kissimmee
   - KOA Campground, Kissimmee
   - Old Town Retail Complex, Kissimmee
   - Quality Suites, Kissimmee
   - Quality Suites-Maingate, Kissimmee
   - Save Inn, Kissimmee
   - Sheraton Lakeside, Kissimmee
   - Suite Hotel-Proposed, Kissimmee
   - Wynfield Inn, Kissimmee
   - Days Inn, Lake Buena Vista
   - Embassy Suites-Proposed, Lake Buena Vista
   - Hilton Hotel-Disney World, Lake Buena Vista
   - Marriott Orlando World Center, Lake Buena Vista
   - Days Inn, Lake City
   - Flagship Inn, Lake County
   - Travelodge Motel, Lake County
   - Lake Park Inn, Lake Park
   - Holiday Inn, Lake Placid
   - Hampton Inn-Proposed, Lakeland
   - Hotel-Proposed, Lakeland
   - Howard Johnson, Lakeland
   - Resort Hotel-Proposed, Lakeland
   - Resort-Imperial Lake-Prpsd., Lakeland
   - Proposed Hotel, Lee County
   - Sonesta Sanibel Harbour, Lee County
   - Holiday Inn, Lido Beach
   - Holiday Inn, Longboat Kay
   - Holiday Inn - Madiera Beach, Madiera
   - Howard Johnson, Marathon
   - Radisson Suite Resort, Marco Island
   - Holiday Inn, Marianna
   - Oceanfront Hotel, Melbourne
   - Quality Suites, Melbourne
   - Bahia Mar Hotel & Yachting Club, Miami
   - Biscayne Bay Marriott, Miami
   - Courtyard by Marriott, Miami
   - Crown Sterling Suites, Miami
   - Doral Ocean Beach Resort, Miami
   - Fairfield Inn, Miami
   - Hilton Hotel-Proposed, Miami
   - Holiday Inn Civic Center, Miami
   - Holiday Inn-Airport (Le Juene Rd.), Miami
   - Holiday Inn-Calder, Miami
   - Howard Johnson Hotel-Broad Causeway, Miami
   - Howard Johnson Hotel-Port of Miami, Miami
   - Howard Johnson Lodge-Golden Glades, Miami
   - Howard Johnson Lodge-Int'l Airport, Miami
   - Hyatt Regency Hotel, Miami
   - Inter-Continental Hotel, Miami
   - Jockey Club, Miami
   - Marriott Hotel-Downtown, Miami
   - Miami Airport Ramada, Miami
   - Proposed AmeriSuites, Miami
   - Propsed Hampton Inn, Miami
   - Residence Inn-Proposed, Miami
   - Sheraton River House, Miami
   - Sofitel Miami, Miami
   - Alexander Hotel, Miami Beach
   - Art Deco Hotel, Miami Beach
   - Cresent Timeshare, Miami Beach
   - Delano Hotel, Miami Beach
   - Doral Beach Hotel, Miami Beach
   - Eden Roc Hotel, Miami Beach
   - Fontainebleu Hotel, Miami Beach
   - Holiday Inn, Miami Beach
   - Holiday Inn-Central, Miami Beach
   - Holiday Inn-North, Miami Beach
   - Holiday Inn-Oceanside, Miami Beach
   - Holiday Inn-South, Miami Beach
   - Hotel-Proposed, Miami Beach
   - Nautilus Club Hotel, Miami Beach
   - Palm Resort on the Ocean, Miami Beach
   - Pan American Radisson, Miami Beach
   - Proposed Hotel, Miami Beach
   - Shelborne Beach Hotel, Miami Beach
   - Sheraton Beach, Miami Beach
   - Solymar Hotel-Proposed, Miami Beach
   - Quality Inn, Naples
   - Quality Inn-Gulfcoast, Naples
   - Registry Hotel at Pelican Bay, Naples
   - Registry Resort-Proposed, Naples
   - Super 8 Motel-Proposed, Naples
   - World Tennis Resort, Naples
   - Hyatt Newporter Hotel, Newport Beach
   - Hilton Hotel, North Redington Beach
   - Masters Economy Inn, North Seffner
   - Amfac Hotel, Orlando
   - Army lodging-Proposed, Orlando
   - Comfort Suites Hotel, Orlando
   - Compri Hotel-Airport-Proposed, Orlando
   - Compri Hotel-Proposed, Orlando
   - Courtyard - Orlando Airport, Orlando
   - Days Inn, Orlando
   - Days Inn and Lodge-Florida Mall, Orlando
   - Days Inn Civic Center, Orlando
   - Days Inn East of Universal Studios, Orlando
   - Days Inn-E/O Magic Kingdom, Orlando
   - Days Inn-Proposed, Orlando
   - Days Inn-Sandlake Road, Orlando
   - Days Suites-E/O Magic Kingdom, Orlando
   - Dolphin Hotel-Proposed, Orlando
   - Dutch Inn, Orlando
   - Embassy Suites, Orlando
   - Fairfield Inn, Orlando
   - Fairfield Inn-Airport, Orlando
   - Grand Cypress Resort, Orlando
   - Hampton Inn - Proposed, Orlando
   - Heritage Inn, Orlando
   - Holiday Inn Central Park, Orlando
   - Holiday Inn Crowne Plaza, Orlando
   - Holiday Inn-Airport, Orlando
   - Holiday Inn-International Drive, Orlando
   - Holiday Inn-Lee Road, Orlando
   - Holiday Inn-Maingate West, Orlando
   - Holiday Inn-Orange Blossom Trail, Orlando
   - Howard Johnson - Walt Disney World, Orlando
   - Howard Johnson-Kirkman, Orlando
   - Howard Johnson-Lake Holden, Orlando
   - Howard Johnson-Maingate, Orlando
   - Hyatt Grand Cypress, Orlando
   - Hyatt Regency Grand Cypress, Orlando
   - Hyatt-W. Irlo Bronson Mem. Hwy., Orlando
   - International Inn, Orlando
   - Kon Tiki Village, Orlando
   - La Quinta Hotel-Airport, Orlando
   - La Quinta Inn, Orlando
   - Omni Orlando, Orlando
   - Orlando Airport Hotel-Proposed, Orlando
   - Orlando Hamiton, Orlando
   - Orlando Plaza Hotel, Orlando
   - Orlando Twin Towers Hotel, Orlando
   - Park Suite Hotel-Proposed, Orlando
   - Peabody Hotel, Orlando
   - Princess Hotel and Spa, Orlando
   - Proposed Wellesley Inn, Orlando
   - Quality Inn, Orlando
   - Radisson Hotel-Aquatic Center, Orlando
   - Regency Inn, Orlando
   - Residence Inn By Marriott, Orlando
   - Rodeway Inn, Orlando
   - Save Inn, Orlando
   - Sheraton Jetport Inn, Orlando
   - Sheraton Lakeside, Orlando
   - Sheraton Twin Towers, Orlando
   - Sonesta Village Resort, Orlando
   - Stouffer Orlando Resort, Orlando
   - Swan Hotel-Proposed, Orlando
   - Thriftway Motel, Orlando
   - Wynfield Inn, Orlando
   - American Way, Osceola
   - Sheraton Gateway Motel, Osceola
   - Brazilian Court Hotel, Palm Beach
   - Heart of Palm Beach Hotel, Palm Beach
   - Hilton Inn, Palm Beach
   - Palm Court, Palm Beach
   - Holiday Inn, Palm Beach Garden
   - Days Inn, Panama City
   - Marriott's Bay Point, Panama City
   - Super 8, Panama City
   - Days Inn, Pensacola
   - Hilton Hotel, Pensacola
   - La Quinta Hotel, Pensacola
   - Residence Inn, Pensacola
   - Super 8, Pensacola
   - Proposed Hampton Inn, Pensacola Beach
   - Comfort Inn, Perdido Key
   - La Quinta, Pinellas County
   - Courtyard by Marriott, Plantation
   - Holiday Inn Plantation, Plantation
   - Sheraton Suites, Plantation
   - Days Inn, Pompano Beach
   - Palm-Aire Spa Resort, Pompano Beach
   - Lodge & Bath Club, Ponte Verde
   - Howard Johnson, Punta Gorda
   - Days Inn, Riviera Beach
   - Safety Harbor Spa, Safety Harbor
   - Holiday Inn, Saint Augustine
   - Howard Johnson, Saint Augustine
   - Courtyard by Marriott, Saint Petersburg
   - Don Ceahsar Beach Resort, Saint Petersburg
   - Hilton Hotel, Saint Petersburg
   - Howard Johnson, Saint Petersburg
   - Ramada Inn, Saint Petersburg
   - Residence Inn, Saint Petersburg
   - Saint Petersburg Motel, Saint Petersburg
   - Sheraton Hotel and Marina, Saint Petersburg
   - Vinoy Park Hotel, Saint Petersburg
   - Countryside Inn, Sanford
   - Days Inn, Sanford
   - Holiday Inn, Sanford
   - Azure Tides Resort-Proposed, Sarasota
   - Days Inn, Sarasota
   - Holiday Inn-Lido Beach, Sarasota
   - Proposed Hotel, Sarasota
   - Holiday Inn, Sebring
   - Embassy Suites, Singer Island
   - Hilton, Singer Island
   - Econo Lodge, Starke
   - Radisson Pan American Hotel, Sunny Isles
   - Best Inn, Tallahassee
   - Courtyard by Marriott, Tallahassee
   - Days Inn-Tallahassee, Tallahassee
   - American Way, Tampa
   - Courtyard by Marriott, Tampa
   - Days Inn, Tampa
   - Embassy Suites-Airport, Tampa
   - Hampton Inn-Airport, Tampa
   - Hilton-Airport, Tampa
   - Holiday Inn, Tampa
   - Holiday Inn Sahal Park, Tampa
   - Holiday Inn-Airport, Tampa
   - Manger Motor Inn, Tampa
   - Marriott Hotel, Tampa
   - Omni Tampa Hotel at Westshore, Tampa
   - Ramada Inn, Tampa
   - Rodeway Inn, Tampa
   - Saddlebrook Resort, Tampa
   - Sheraton Grand West, Tampa
   - Master Economy Inn, Tampa-East(Selfner)
   - Master Economy Inn, Tampa-North(Zephyrhills)
   - Days Inn, Vero Beach
   - Holiday Inn-Countryside, Vero Beach
   - Holiday Inn-Oceanside, Vero Beach
   - Saddlebrook Resort, Wesley Chapel
   - Courtyard by Marriott, West Melbourne
   - Airport Centre, West Palm Beach
   - Courtyard by Marriott, West Palm Beach
   - Days Inn, West Palm Beach
   - Field Palm Hotel, West Palm Beach
   - Hilton-Airport, West Palm Beach
   - Howard Johnson Lodge, West Palm Beach
   - Hyatt Hotel of the Palm Beaches, West Palm Beach
   - Royce Hotel, West Palm Beach
   - Masters Economy Inn, Zephyrhills

  Georgia
   - Atlanta Radisson Hotel, Atlanta
   - Atlanta Terrace Motel, Atlanta
   - Comfort Inn, Atlanta
   - Compri Hotel, Atlanta
   - Courtyard By Marriott-Airport North, Atlanta
   - Courtyard by Marriott-Airport South, Atlanta
   - Courtyard by Marriott-Cumberland, Atlanta
   - Courtyard by Marriott-Executive Pk., Atlanta
   - Courtyard by Marriott-Gwinnett, Atlanta
   - Courtyard by Marriott-Jimmy Carter, Atlanta
   - Courtyard by Marriott-PeachtrDunwdy, Atlanta
   - Courtyard by Marriott-Perimeter, Atlanta
   - Courtyard by Marriott-Rosewell, Atlanta
   - Courtyard by Marriott-Windy Hill, Atlanta
   - Cresthil Inn-Proposed, Atlanta
   - Days Inn, Atlanta
   - Days Inn - Northlake, Atlanta
   - Doubletree Hotel, Atlanta
   - Embassy Suites-Atlanta Perimeter, Atlanta
   - Embassy Suites-Buckhead, Atlanta
   - Embassy Suites-Galleria, Atlanta
   - F.W.W. Hotel, Atlanta
   - Fairfield Inn-Airport, Atlanta
   - Fairfield Inn-Gwinnett, Atlanta
   - Fairfield Inn-North Lake, Atlanta
   - Fairfield Inn-Northwest, Atlanta
   - Fairfield Inn-Peachtree, Atlanta
   - Fairfield Inn-South Lake, Atlanta
   - Hampton Inn-Airport, Atlanta
   - Hilton Inn, Atlanta
   - Holiday Inn Crowne Plaza, Atlanta
   - Holiday Inn-I-20 East, Atlanta
   - Holiday Inn-I-85 Monroe Drive, Atlanta
   - Holiday Inn-Perimeter Dunwooody, Atlanta
   - Hotel-Downtown-Proposed, Atlanta
   - Hotel-Proposed, Atlanta
   - Howard Johnson Hotel-Hartsfield, Atlanta
   - Howard Johnson-Airport, Atlanta
   - Howard Johnson-Northeast, Atlanta
   - Howard Johnson-Northwest, Atlanta
   - Howard Johnson-South, Atlanta
   - Hyatt Atlanta-Airport, Atlanta
   - La Quinta - Stone Mountain, Atlanta
   - La Quinta Hotel, Atlanta
   - La Quinta Hotel-West, Atlanta
   - Marriott Atlanta Airport, Atlanta
   - Marriott Hotel, Atlanta
   - Marriott Hotel-Downtown, Atlanta
   - Marriott Marquis, Atlanta
   - Marriott Suites Hotel-Proposed, Atlanta
   - Marriott-Perimeter, Atlanta
   - Master Economy Inn, Atlanta
   - Motel 6, Atlanta
   - Neighborhood Inn, Atlanta
   - Omni International Hotel, Atlanta
   - Perimeter North Inn, Atlanta
   - Proposed AmeriSuites, Atlanta
   - Quality Inn-Central, Atlanta
   - Radisson Inn, Atlanta
   - Ramada Inn-Perimeter, Atlanta
   - Residence Inn by Marriott-Dunwoody, Atlanta
   - Residence Inn-Airport, Atlanta
   - Residence Inn-Buckhead, Atlanta
   - Residence Inn-Northwest, Atlanta
   - Sheraton Century Center, Atlanta
   - Sheraton-Airport, Atlanta
   - Sporting Club at the Concourse, Atlanta
   - Stouffer Hotel-Proposed, Atlanta
   - Swissotel, Atlanta
   - Terrace Motel, Atlanta
   - Waverly Hotel, Atlanta
   - Westin Lenox Hotel, Atlanta
   - Westin Peachtree Plaza, Atlanta
   - Wyndham Garden Hotel, Atlanta
   - Hyatt Hotel, Atlanta Airport
   - Hampton Inn, Atlanta-Buckhead
   - Courtyard by Marriott, Augusta
   - Landmark Hotel, Augusta
   - Masters Economy Inn - Gordon Hwy., Augusta
   - Masters Economy Inn - Warner Robins, Augusta
   - Masters Economy Inn - Washington Rd, Augusta
   - Holiday Inn, Brunswick
   - Super 8, Brunswick
   - Days Inn, Calhoun
   - Super 8, Cartersville
   - Days Inn, Chamblee
   - Comfort Inn-Proposed, College Park
   - Holiday Inn Crowne Plaza, College Park
   - Courtyard by Marriott, Columbus
   - La Quinta Inn, Columbus
   - Super 8, Columbus
   - Best Inn, Dalton
   - Days Inn, Dalton
   - Holiday Inn-Proposed, Decatur
   - Sheraton Hotel, Decatur
   - Best Western-Perimeter-North, Doraville
   - Days Inn - Gwinnett, Duluth
   - Howard Johnson, Forsyth
   - Holiday Inn-Proposed, Gwinnett County
   - Holiday Inn, Jekyll Island
   - Jekyll Island Inn-Proposed, Jekyll Island
   - Hilton Hotel, Macon
   - Master Economy Inn, Macon
   - Best Inn, Marietta
   - Courtyard by Marriott-Delk Road, Marietta
   - Lafayette Hotel, Marietta
   - Hampton Inn, Marrietta (Atlanta)
   - Master Economy Inn, McDonough
   - Courtyard by Marriott-Perimeter, Norcross
   - Motel 6, Norcross
   - Hilton Hotel, Peachtree Corners
   - Super 8, Rome
   - Best Western, Savannah
   - Courtyard by Marriott, Savannah
   - Days Inn, Savannah
   - Days Inn-Bay Street, Savannah
   - Days Inn-Mall Blvd., Savannah
   - Fairfield Inn, Savannah
   - Hotel-Proposed, Savannah
   - Mulberry Inn, Savannah
   - Radisson Hotel-Proposed, Savannah
   - Royal Savannah, Savannah
   - Sheraton Savannah Resort & C.C., Savannah
   - Town and Country Motel, Savannah
   - Days Inn, Savannah Beach
   - Howard Johnson, Smyrna
   - Master Economy Inn, Tilton
   - Courtyard by Marriott-Northlake, Tucker
   - Master Economy Inn, Warner Robins
   - Super 8, Warner Robins

  Hawaii
   - Hyatt Regency Waikoloa, Hawaii
   - Mauna Kea Hotel, Hawaii
   - Kahala Hilton, Honolulu
   - Plaza Hotel, Honolulu
   - Waikiki Beachcomber, Honolulu
   - Waikiki Hobron, Honolulu
   - Coco Palms Resort, Kauai
   - Kauai Surf Hotel, Kauai
   - Westin Kauai-Kauai Lagoons Resort, Kauai
   - Westin Kauai-Proposed, Kauai
   - Kona Village, Kona
   - Royal Sea Cliff Resort, Kona
   - Westin Kauai at Kauai Lagoon, Lihue
   - Hyatt Regency, Maui
   - Marriott Resort, Maui
   - Maui Lu Hotel, Maui
   - Maui Surf Hotel, Maui
   - Westin Maui, Maui
   - Hawaiian Regent Hotel-Waikiki Beach, Oahu
   - Hotel-Proposed-Schofield Barracks, Oahu
   - Hyatt Regency Waikiki, Oahu
   - Kiahuna Plantation, Poipu Beach, Kauai
   - Transient Lodging Facilities, Schofield Barracks
   - Hilton Hawaiian Village, Waikiki
   - Grand Hyatt Wailea, Wailea

  Idaho
   - Compri Hotel, Boise
   - Holiday Inn, Boise
   - Holiday Inn-Airport, Boise
   - Red Lion Inn, Boise
   - Super 8, Boise
   - Motel 6, Coeur d'Alene
   - Super 8, Coeur d'Alene
   - Proposed Motel, Coure d'Alene
   - Super 8, Lewiston
   - Cotton Tree Inn, Pocatello
   - Super 8, Sand Point
   - Busterback Ranch, Sawtooth Valley

  Illinois
   - Arlington Park Hilton, Arlington Heights
   - Church Creek, Arlington Heights
   - Courtyard by Marriott, Arlington Heights
   - La Quinta Hotel, Arlington Heights
   - Hampton Inn-Proposed, Bedford Park
   - Best Inn, Bloomington
   - Fairfield Inn-Normal, Bloomington
   - Holiday Inn, Bloomington
   - Indian Lakes Resort, Bloomington
   - Ramada Inn, Bloomington
   - Super 8, Bloomington
   - Cresthil-Proposed, Buffalo Grove
   - Holiday Inn, Champaign
   - La Quinta Inn, Champaign
   - Radisson Suites - Champaign, Champaign
   - Suite Hotel-Proposed, Champaign
   - Super 8, Champaign
   - Ambassador West Hotel, Chicago
   - Americana Congress, Chicago
   - Conrad Hilton Hotel, Chicago
   - Courtyard by Marriott-Glenview, Chicago
   - Courtyard by Marriott-Highland, Chicago
   - Courtyard by Marriott-Lincoln, Chicago
   - Courtyard by Marriott-O'Hare, Chicago
   - Courtyard by Marriott-Waukegan, Chicago
   - Courtyard by Marriott-Woodale, Chicago
   - Days Inn, Chicago
   - Executive House, Chicago
   - Fairfield Inn-Lansing, Chicago
   - Fairfield Inn-Willowbrook, Chicago
   - Fairmont Hotel, Chicago
   - Guest Quarters Hotel, Chicago
   - Hilton and Towers, Chicago
   - Hilton-O'Hare, Chicago
   - Holiday Inn-Merchandise Mart, Chicago
   - Howard Johnson-O'Hare Int'l Airport, Chicago
   - Hyatt Regency, Chicago
   - Hyatt Suites Hotel, Chicago
   - Inter-Continental Hotel-Proposed, Chicago
   - La Quinta Inn - Hoffman Est., Chicago
   - Le Meridien, Chicago
   - Lenox House, Chicago
   - Lincoln Hotel, Chicago
   - Mark Twain Hotel, Chicago
   - Marriott-O'Hare, Chicago
   - Mayfair Regent, Chicago
   - McClurg Holiday Inn, Chicago
   - McCormick Inn Hotel, Chicago
   - Morton Hotel, Chicago
   - Omni Ambassador East, Chicago
   - Omni Morton Hotel, Chicago
   - Palmer House Hotel, Chicago
   - Ramada Inn - Lakeshore, Chicago
   - Ramada O'Hare, Chicago
   - Residence Inn-Deerfield, Chicago
   - Residence Inn-Lombard, Chicago
   - Sheraton Hotel-Downtown, Chicago
   - Sheraton Hotel-Proposed, Chicago
   - Sheraton O'Hare, Chicago
   - Sheraton Plaza Hotel, Chicago
   - Summerfield Suites Hotel, Chicago
   - Swissotel, Chicago
   - Tremont Hotel, Chicago
   - Westin Hotel, Chicago
   - Whitehall Hotel, Chicago
   - Hilton Hotel, Collinsville
   - Holiday Inn, Collinsville
   - Super 8, Columbus
   - Super 8, Crystal Lake
   - Super 8, Decatur
   - Courtyard by Marriott, Deerfield
   - Embassy Suites, Deerfield
   - Marriott Suites Hotel, Deerfield
   - Holiday Inn-Chicago, Des Plaines
   - Hotel-Proposed, Des Plaines
   - Compri Hotel-Proposed, Downers Grove
   - Radisson Suite Hotel, Downers Grove
   - Best Inn, Effingham
   - Ramada Inn, Elgin
   - Hampton Inn, Elk Grove Village
   - Marriott Suites, Elk Grove Village
   - Holiday Inn, Elmhurst
   - Orrington Hotel, Evanston
   - Drury Inn, Fairview Heights
   - Conference Center & Resort-Proposed, Fox Lake
   - Holiday Inn, Freeport
   - Hotel-Proposed, Gurnee
   - La Quinta Hotel, Hoffman Estates
   - Carson Inn, Itasca
   - Hamilton Wyndham, Itasca
   - Nordic Hills, Itasca
   - Holiday Inn, Joliet
   - Proposed Harrah's Riverboat, Joliet
   - Days Inn, Kankakee
   - Holiday Inn, LaSalle
   - Marriott Hotel, Lincolnshire
   - Hilton Inn, Lisle
   - Holiday Inn Crowne Plaza, Lisle
   - Embassy Suites, Lombard
   - Holiday Inn, Macomb
   - Best Inn, Marion
   - Best Inn, Mount Vernon
   - Holiday Inn, Mount Vernon
   - Ramada Inn, Mount Vernon
   - Courtyard by Marriott, Naperville
   - Ramada Inn, Naperville
   - Sheraton Naperville, Naperville
   - O'Hareport Hotel, Northlake
   - Courtyard by Marriott, Oakbrook Terrace
   - Super 8, Okawville
   - Fairfield Inn, Peoria
   - Days Inn, Peru
   - Super 8, Peru
   - Courtyard by Marriott, Rockford
   - Fairfield Inn, Rockford
   - Hampton Inn, Rockford
   - Embassy Suites, Rosemont
   - Quality Inn/Clarion, Rosemont
   - Sheraton Int'l At O'Hare, Rosemont
   - Holiday Inn, Salem
   - Compri Hotel, Schaumburg
   - Embassy Suites, Schaumburg
   - Marriott Schaumburg, Schaumburg
   - Holiday Inn, South Beloit
   - Ramada Renaissance Hotel, Springfield
   - Sheraton Inn, Springfield
   - Super 8-East, Springfield
   - Super 8-South, Springfield
   - Jumer's Castle, Urbana
   - Best Inn, Waukegan
   - Super 8, Waukegan

  Indiana
   - Clarion Fourwinds Inn, Bloomington
   - Holiday Inn, Bloomington
   - Inn at the Four Winds, Bloomington
   - Ramada Inn, Bloomington
   - Harbor Point Resort, Brookville Lake
   - Super 8, Columbus
   - Best Inn, Fort Wayne
   - Hilton, Fort Wayne
   - Downtown Hotel, Gary
   - Sheraton, Gary
   - Holiday Inn, Goshen
   - Howard Johnson, Hammond
   - Quality Inn, Hammond
   - Courtyard by Marriott-Airport, Indianapolis
   - Courtyard by Marriott-Carmel, Indianapolis
   - Courtyard by Marriott-Castleton, Indianapolis
   - Embassy Suites-Claypool Center, Indianapolis
   - Fairfield Inn-Castleton, Indianapolis
   - Fairfield Inn-College Park, Indianapolis
   - Hampton Inn-Proposed, Indianapolis
   - Hilton Hotel-Airport, Indianapolis
   - Hilton Inn-Downtown, Indianapolis
   - Holiday Inn-South, Indianapolis
   - Holiday Inn-Southeast, Indianapolis
   - Knights Inn, Indianapolis
   - Midway Motor Lodge, Indianapolis
   - Mohawk Inn, Indianapolis
   - Motel 6, Indianapolis
   - Proposed Fairfield Inn, Indianapolis
   - Proposed Residence Inn, Indianapolis
   - Radisson, Indianapolis
   - Ramada-Airport, Indianapolis
   - Wyndham Garden Hotel, Indianapolis
   - La Quinta Inn, Indianapolis Airport
   - Hilton Inn, Jeffersonville
   - Holiday Inn, La Porte
   - Days Inn, Lafayette
   - Holiday Inn, Lafayette
   - Cotton Mill Inn-Proposed, Madison
   - Hampton Inn, Merrillville
   - Holiday Inn Express, Merrillville
   - La Quinta Inn, Merrillville
   - Hotel Roberts, Muncie
   - Radisson Hotel, Muncie
   - Brown County Inn, Nashville
   - Holiday Inn, Portage
   - Knights Inn, Richmond
   - Holiday Inn, South Bend
   - Howard Johnson, South Bend
   - Signature Inn, Terre Haute
   - Super 8, Terre Haute
   - Courtyard Conversion, Valparaiso
   - Holiday Inn, Vincennes

  Iowa
   - Holiday Inn-Gateway Center, Ames
   - Holiday Inn, Cedar Falls
   - Collins Plaza, Cedar Rapids
   - Holiday Inn, Cedar Rapids
   - Roosevelt Hotel, Cedar Rapids
   - Super 8, Davenport
   - Courtyard by Marriott, Des Moines
   - Fairfield Inn, Des Moines
   - Holiday Inn, Des Moines
   - Holiday Inn - West, Des Moines
   - Holiday Inn-Downtown, Des Moines
   - Holiday Inn-North, Des Moines
   - Ramada Inn, Des Moines
   - Super 8-North, Des Moines
   - Super 8-West, Des Moines
   - Holiday Inn, Iowa City

  Kansas
   - Embassy Suites, Kansas City
   - Fairfield Inn-Overland Park, Kansas City
   - Holiday Inn-Mission Overland Park, Kansas City
   - Fairfield Inn, Kansas City West
   - Holiday Inn, Lawrence
   - University Inn, Lawrence
   - Holiday Inn, Manhattan
   - Courtyard by  Marriott, Overland Park
   - Hampton Inn-Proposed, Overland Park
   - Marriott Hotel, Overland Park
   - Park Inn International, Topeka
   - Super 8, Topeka
   - Canterbury Inn, Wichita
   - Former Sheraton Hotel, Wichita
   - Hilton-East, Wichita
   - Marriott Hotel, Wichita
   - Comfort Inn, Winfield

  Kentucky
   - Conference Center-Proposed, Boone County
   - Howard Johnson, Bowling Green
   - Brown County Inn, Brown County
   - Holiday Inn, Corbin
   - Hotel-Proposed, Covington
   - Thomas More Centre, Crestville Hill
   - Comfort Inn, Elizabethtown
   - Signature Inn, Elkhart
   - Holiday Inn, Florence
   - Signature Inn, Florence
   - Drawbridge Inn, Fort Mitchell
   - Days Inn, Georgetown
   - Days Inn, Henderson
   - Holiday Inn, Henderson
   - Bluegrass Motor Inn, Lexington
   - Courtyard by Marriott, Lexington
   - Holiday Inn, Lexington
   - Holiday Inn-East, Lexington
   - Holiday Inn-North, Lexington
   - Hyatt Hotel, Lexington
   - Knights Inn, Lexington
   - Super 8-Proposed, London
   - Brown Hotel, Louisville
   - Courtyard by Marriott-East, Louisville
   - Holiday Inn, Louisville
   - Holiday Inn South, Louisville
   - Holiday Inn-Central, Louisville
   - Holiday Inn-Northeast, Louisville
   - Ramada Inn, Louisville
   - Ramada Inn-East, Louisville
   - Signature Inn, Louisville
   - Days Inn, Madisonville
   - Executive Inn, Owensboro
   - Super 8-Proposed, Radcliff
   - Holiday Inn, Richmond

  Louisiana
   - Howard Johnson, Alexandria
   - Capital House, Baton Rouge
   - Convention Center Hotel-Proposed, Baton Rouge
   - Courtyard by Marriott, Baton Rouge
   - Crown Sterling Suites, Baton Rouge
   - Embassy Suites, Baton Rouge
   - Hilton Hotel, Baton Rouge
   - Holiday Inn-East, Baton Rouge
   - Holiday Inn-South, Baton Rouge
   - Holiday Inn-West, Baton Rouge
   - La Quinta Inn, Baton Rouge
   - Prince Murat Hotel, Baton Rouge
   - Proposed Homewood Suites, Baton Rouge
   - Quality Inn, Bossier City
   - Ramada Inn, Hammond
   - Ramada Inn, Houma
   - Holiday Inn - New Orleans, Kenner
   - Sheraton, Kenner
   - Hilton Hotel, Lafayette
   - La Quinta Hotel, Lafayette
   - Gateway Hotel, Metairie
   - Howard Johnson-Airport, Metairie
   - Canal Street Hotels L.P., New Orleans
   - Clarion Hotel, New Orleans
   - Days Inn, New Orleans
   - Fairmont Roosevelt Hotel, New Orleans
   - Hampton Inn-Proposed, New Orleans
   - Holiday Inn Crowne Plaza, New Orleans
   - Hostellerie de la Poste, New Orleans
   - Hotel Meridien, New Orleans
   - Hyatt Regency, New Orleans
   - Iberville Hotel, New Orleans
   - Inter-Continental Hotel, New Orleans
   - La Quinta Inn, New Orleans
   - Landmark Bourbon, New Orleans
   - Le Meridien New Orleans, New Orleans
   - Maison Dupuy, New Orleans
   - Marriott Hotel, New Orleans
   - Omni Royal Orleans, New Orleans
   - Ramada Inn, New Orleans
   - Saint Louis Hotel, New Orleans
   - St. Ann/Marie Antoinette, New Orleans
   - Warwick, New Orleans
   - Westin Hotel, New Orleans
   - Residence Inn, Shreveport
   - Super 8, Shreveport

  Maine
   - Hilton Inn, Bangor
   - Ramada Inn, Bangor
   - Residence Inn by Marriott-Proposed, Bangor
   - Inn By The Sea, Cape Elizabeth
   - Hotel-Proposed, Orchard Beach
   - Hotel-Proposed, Portland
   - Portland Regency, Portland
   - Ramada Inn, Portland
   - Sheraton Tara Portland, Portland
   - Susse Chalet, Portland
   - Susse Chalet, Portland (In-town)
   - Keddy's Motor Inn of Maine, Presque Isle
   - Hampton Inn, South Portland
   - Sheraton Inn, South Portland

  Maryland
   - Budget Hotel-Proposed, Aberdeen
   - Chesapeake House, Aberdeen
   - Holiday Inn, Aberdeen
   - Motel-Proposed, Aberdeen
   - Annapolis Hotel, Annapolis
   - Courtyard by Marriott-Riva Road, Annapolis
   - Governor Calvert House, Annapolis
   - Historic Inns of Annapolis, Annapolis
   - Hotel-Proposed, Annapolis
   - Howard Johnson, Annapolis
   - Marriott Hotel, Annapolis
   - Maryland Inn, Annapolis
   - Quality Royale Hotel, Annapolis
   - Ramada Hotel, Annapolis
   - Robert Johnson House, Annapolis
   - Brookshire Hotel, Baltimore
   - Courtyard by Marriott-BWI Airport, Baltimore
   - Days Inn, Baltimore
   - Harbor Court Hotel, Baltimore
   - Harrison's at Pier 5, Baltimore
   - Hilton Hotel, Baltimore
   - Holiday Inn-Belmont Blvd., Baltimore
   - Holiday Inn-Cromwell Bridge, Baltimore
   - Holiday Inn-Glen Burnie, Baltimore
   - Holiday Inn-Inner Harbor, Baltimore
   - Holiday Inn-Int'l Airport, Baltimore
   - Holiday Inn-Moravia Road, Baltimore
   - Holiday Inn-Pikesville, Baltimore
   - Holiday Inn-South Glen Burnie, Baltimore
   - Hotel-Proposed, Baltimore
   - Howard Johnson-Proposed, Baltimore
   - Johns Hopkins Hotel-Proposed, Baltimore
   - Lord Baltimore Hotel, Baltimore
   - Omni International Hotel, Baltimore
   - Ramada Inn-I-695 West, Baltimore
   - Susse Chalet, Baltimore
   - Susse Chalet Inn-BWI Airport, Baltimore
   - Susse Chalet Inn-Golden Ring, Baltimore
   - Bethesda Metro Center, Bethesda
   - Guest Quarters, Bethesda
   - Hyatt Regency Hotel, Bethesda
   - Linden Hill Hotel, Bethesda
   - Omni Linden Hotel, Bethesda
   - Residence Inn, Bethesda
   - Bethseda Metro Center, Bethseda
   - Guest Quarters, Bethseda
   - Residence Inn - Proposed, Bethseda
   - Comfort Suites-Proposed, Bowie
   - Days Inn, Capital Heights
   - Residence Inn, Cockneysville
   - Abbey, College Park
   - Best Western Maryland, College Park
   - Holiday Inn, College Park
   - Sheraton Inn, Dorsey
   - Days Inn, Easton
   - Mariner Inn, Easton
   - Holiday Inn, Frederick
   - Compri Hotel, Gaithersburg
   - Marriott Hotel, Gaithersburg
   - Century XXI Resort, Germantown
   - Comfort Inn, Germantown
   - Hampton Inn, Glen Burnie
   - Residence Inn-Proposed, Greenbelt
   - Courtyard by Marriott, Hunt Valley
   - Hunt Valley Embassy Suites, Hunt Valley
   - Hunt Valley Marriott, Hunt Valley
   - Susse Chalet Inn, Jessup
   - Courtyard by Marriott, Landover
   - Quality Inn-Proposed, Landover
   - Days Inn, Lanham
   - Best Western Maryland, Laurel
   - Days Inn, Laurel
   - Holiday Inn, Laurel
   - Susse Chalet, Linthicum
   - Howard Johnson Plaza Hotel, New Carrollton
   - Carousel Hotel, Ocean City
   - Days Inn, Ocean City
   - Susse Chalet, Oxon Hill
   - Hotel-Proposed, Prince Georges County
   - Budget Hotel-Proposed, Rockville
   - Comfort Inn, Rockville
   - Courtyard by Marriott, Rockville
   - Days Inn-Congressional Park, Rockville
   - Holiday Inn Crowne Plaza, Rockville
   - Quality Inn-Proposed, Rockville
   - Ramada Inn, Rockville
   - Salisbury Hotel, Salisbury
   - Sheraton Hotel, Salisbury
   - Courtyard by Marriott, Silver Spring
   - Quality Inn-Proposed, Silver Spring
   - Comfort Inn-Proposed, Solomons Island
   - Holiday Inn, Towson
   - Quality Inn-Proposed, Westminster

  Massachusetts
   - Susse Chalet, Amsbury
   - Courtyard by Marriott, Andover
   - Marriott Hotel, Andover
   - Stouffer Bedford Glen Hotel, Bedford
   - Anthony's Pier Four, Boston
   - Battery Wharf Hotel-Proposed, Boston
   - Boston Harbor Hotel, Boston
   - Boston World Trade Center, Boston
   - Bostonian Hotel, Boston
   - Colonnade Hotel, Boston
   - Commonwealth Center Hotel, Boston
   - Compri Hotel-Proposed, Boston
   - Copley Plaza Hotel, Boston
   - Courtyard by Marriott-Foxborough, Boston
   - Econo Lodge-Proposed, Boston
   - Harborside Conf. Center-Proposed, Boston
   - Hilton-Back Bay, Boston
   - Hilton-Logan, Boston
   - Holiday Inn-Government Center, Boston
   - Hotel - Proposed, Boston
   - Hyatt Fan Pier-Proposed, Boston
   - Hyatt Harborside-Proposed, Boston
   - Lafayette Hotel, Boston
   - Lenox Hotel, Boston
   - Marriott Copley Place, Boston
   - Meridien Hotel, Boston
   - Omni Parker House, Boston
   - Residence Inn, Boston
   - Ritz-Carlton, Boston
   - Statler Hilton Hotel, Boston
   - Tremont House Hotel, Boston
   - World Trade Center Hotel - Proposed, Boston
   - Marriott Hotel, Boston/Newton
   - Sheraton Tara Hotel, Braintree
   - Ocean Edge Inn & Conference Center, Brewster
   - Holiday Inn, Brookline
   - Days Inn, Burlington
   - Charles Hotel, Cambridge
   - Hyatt Hotel, Cambridge
   - Royal Sonesta Hotel, Cambridge
   - The Charles Hotel, Cambridge
   - Chatham Bars Inn, Chatham
   - Chelmsford Radisson Hotel, Chelmsford
   - Best Western Motor Lodge, Chicopee
   - Cummington Farm Resort-Proposed, Cummington
   - Appleton Inn, Danvers
   - Howard Johnson Hotel, Danvers
   - Radisson Ferncroft Hotel, Danvers
   - Residence Inn - Proposed, Danvers
   - Dedham Comfort Inn, Dedham
   - Holiday Inn, Dedham
   - Wequassett Inn, East Harwich
   - Harbor View Hotel, Edgartown
   - Kelley House, Edgartown
   - Airport Inn, Fall River
   - Sea Crest Hotel, Falmouth
   - Sheraton Inn, Falmouth
   - Radisson Hotel, Ferncroft
   - Sheraton Tara Hotel, Framingham
   - Hotel-Proposed, Franklin
   - Hotel-Proposed, Haverhill
   - Susse Chalet, Holyoke
   - Dunfey Hyannis Hotel, Hyannis
   - Heritage House Hotel, Hyannis
   - Holiday Inn, Hyannis
   - Sheraton Regal Inn, Hyannis
   - Tara Hyannis, Hyannis
   - Canyon Ranch-Berkshires, Lenox
   - Cranwell Hotel and Conference Ctr., Lenox
   - Spa/Resort-Proposed, Lenox
   - Holiday Inn, Leominster
   - Lexington Sheraton, Lexington
   - Residence Inn-Proposed, Littleton
   - Appleton Inn, Lowell
   - Hilton Hotel, Lowell
   - Town House Motor Inn, Lowell
   - Holiday Inn, Marlboro
   - Susse Chalet, Middleboro
   - Sheraton Milford Hotel, Milford
   - Holiday Inn, Natick
   - Skipper's Inn, New Bedford
   - Days Inn, Newton
   - Howard Johnson, Newton
   - Marriott Hotel, Newton
   - Sheraton - Wayfarer, Newton
   - Sheraton Tara, Newton
   - Susse Chalet, Newton
   - North Adams Inn, North Adams
   - Hilton Inn, Northampton
   - Hotel Northampton, Northampton
   - Factory Mutual Hotel, Norwood
   - University Inn, Oxford
   - Holiday Inn, Peabody
   - Berkshire Commons Hotel, Pittsfield
   - Hotel-Proposed, Plymouth
   - Hawthorne Hotel, Salem
   - Days Inn, Saugus
   - Susse Chalet, Seekonk
   - Howard Johnson, Somerset
   - Somerset Omni, Somerset
   - Federal House Inn, South Lee
   - Holiday Inn, Springfield
   - Howard Johnson, Springfield
   - Monarch Place, Springfield
   - Treadway Inn, Springfield
   - Publick House, Sturbridge
   - Sheraton, Sturbridge
   - Regency Inn of Taunton, Taunton
   - Holiday Inn, Tewksbury
   - Susse Chalet, Tewksbury
   - Susse Chalet, Waltham
   - Vista Waltham House, Waltham
   - Hampton Inn, West Springfield
   - Westford Regency Hotel, Westford
   - The Westminster Village Inn, Westminster
   - The Orchards, Williamstown
   - Treadway Inn, Williamstown
   - Days Inn, Woburn
   - Howard Johnson, Woburn
   - Radisson Hotel, Woburn
   - Ramada Inn, Woburn
   - Susse Chalet, Woburn
   - Marriott Hotel, Worcester
   - Alladin Motor Inn, Yarmouth
   - Flagship Motor Inn, Yarmouth
   - Gull Wing Suites Hotel, Yarmouth

  Michigan
   - Motel-Proposed, Adrian
   - Ramada Inn, Allen Park
   - Holiday Inn-Alpena, Alpena
   - Compri Hotel-Proposed, Ann Arbor
   - Hampton Inn-North, Ann Arbor
   - Hampton Inn-South, Ann Arbor
   - Hilton Hotel, Ann Arbor
   - Holiday Inn-East, Ann Arbor
   - Holiday Inn-West, Ann Arbor
   - Residence Inn, Ann Arbor
   - Sheraton Hotel, Ann Arbor
   - AmeriSuites Hotel-Proposed, Auburn Hills
   - Holiday Inn, Auburn Hills
   - Knights Inn, Battle Creek
   - Super 8, Battle Creek
   - Bay Valley Inn, Bay City
   - Howard Johnson, Belleville
   - Fairfield Inn-Airport, Charlotte
   - Courtyard by Marriott, Dearborn
   - Courtyard by Marriott-Airport, Detroit
   - Courtyard by Marriott-Auburn Hills, Detroit
   - Courtyard by Marriott-Livonia, Detroit
   - Days Inn, Detroit
   - Downtown Hotel-Proposed, Detroit
   - Fairfield Inn-Airport, Detroit
   - Fairfield Inn-Auburn Hills, Detroit
   - Fairfield Inn-Warren, Detroit
   - Fairfield Inn-West, Detroit
   - Golden Harp, Detroit
   - Hampton Inn, Detroit
   - Hilton-Airport, Detroit
   - Hilton-North Field, Detroit
   - Holiday Inn, Detroit
   - Holiday Inn-Metro Airport, Detroit
   - Hotel Pontchartrain, Detroit
   - Omni Detroit, Detroit
   - Westin Hotel Renaissance Center, Detroit
   - Holiday Inn, East Lansing
   - Holiday Inn-Proposed, East Lansing
   - Knights Inn, Flint
   - Amway Hotel, Grand Rapids
   - Holiday Inn, Grand Rapids
   - Grand Traverse Resort, Grand Traverse Village
   - Holiday Inn, Howell
   - Jackson Hotel, Jackson
   - Fairfield Inn, Kalamazoo
   - Hilton-Kalamazoo Center, Kalamazoo
   - Holiday Inn, Kalamazoo
   - Radison Plaza Hotel, Kalamazoo
   - Residence Inn, Kalamazoo
   - Super 8, Kalamazoo
   - Embassy Suites-Proposed, Lansing
   - Holiday Inn, Lansing
   - Motel 6, Lansing
   - Quality Suites Hotel, Lansing
   - Compri Hotel-Proposed, Livonia
   - Embassy Suites, Livonia
   - Embassy Suites-Proposed, Livonia
   - Holiday Inn, Livonia
   - Marriott Hotel, Livonia
   - Fairfield Inn, Madison Heights
   - Residence Inn, Madison Heights
   - Holiday Inn, Marquette
   - Knights Inn, Monroe
   - Comfort Inn-Proposed, Mount Clemens
   - Holiday Inn, Muskegan
   - Super 8, Muskegon
   - Hilton Hotel, Novi
   - Holiday Inn-Petoskey, Petoskey
   - Mayflower Hotel, Plymouth
   - Inn at the Bridge, Port Huron
   - Radisson Hotel, Romulus
   - Holiday Inn-East, Saginaw
   - Super 8, Saginaw
   - Courtyard by Marriott, Southfield
   - Embassy Suites, Southfield
   - Hilton Hotel, Southfield
   - Marriott Hotel, Southfield
   - Ramada Inn, Southfield
   - Residence Inn, Southfield
   - The Garden Inn, Southfield
   - Comfort Suites-Proposed, Sterling Heights
   - Holiday Inn, Sturgis
   - Grand Traverse Resort, Traverse City
   - Hampton Inn, Traverse City
   - Park Place Hotel, Traverse City
   - Courtyard by Marriott, Troy
   - Holiday Inn, Troy
   - Marriott, Troy
   - Residence Inn, Troy
   - Courtyard by Marriott, Warren
   - Days Inn, Warren
   - Holiday Inn, Warren
   - Motel 6, Warren
   - Residence Inn, Warren
   - Van Dyke Hotel & Conference Center, Warren
   - Bob Evans Restaurant, Wyoming
   - Super 8, Wyoming
   - Radisson Resort-Conference Center, Ypsilanti

  Minnesota
   - Embassy Suites, Bloomington
   - Hilton Airport Hotel, Bloomington
   - Hilton Hotel, Bloomington
   - Howard Johnson Lodge, Bloomington
   - Marriott Hotel, Bloomington
   - Ramada Inn, Bloomington
   - Days Inn - Minneapolis, Brooklyn Center
   - Residence Inn, Eagan
   - Compri Hotel-Proposed, Minneapolis
   - Courtyard by Marriott-Eden Prairie, Minneapolis
   - Courtyard by Marriott-Mendota, Minneapolis
   - Days Inn, Minneapolis
   - Dyckman Hotel, Minneapolis
   - Hilton Inn, Minneapolis
   - Holiday Inn-Downtown, Minneapolis
   - Hotel-Proposed, Minneapolis
   - Luxeford Hotel, Minneapolis
   - Marquette, Minneapolis
   - Marriott City Center Hotel, Minneapolis
   - Marriott-Minnetonka, Minneapolis
   - Motel 6, Minneapolis
   - Omni-Northstar, Minneapolis
   - Radisson Hotel, Minneapolis
   - Ramada Inn, Minneapolis
   - Sheraton Minneapolis, Minneapolis
   - Sofitel, Minneapolis
   - Motel-Proposed, Montevideo
   - Days Inn, Plymouth
   - Hotel-Proposed, Rochester
   - Howard Johnson, Rochester
   - Motel 6, Rochester
   - Radisson Hotel, Rochester
   - Days Inn, Roseville
   - Holiday Inn, Saint Paul
   - Holiday Inn-Town Square, Saint Paul
   - Hotel-Proposed, Saint Paul
   - Inn and Expo Center, Saint Paul
   - World Trade Hotel, Saint Paul
   - Wayzata Conference Center, Wayzata

  Mississippi
   - Howard Johnson, Biloxi
   - Holiday Inn, Greenwood
   - Motel 6, Hattlesburg
   - Hampton Inn, Jackson
   - Howard Johnson, Jackson
   - Ramada Inn-Proposed, Jackson
   - Residence Inn, Jackson
   - Cabot Lodge, Ridgeland
   - Holiday Inn, Vicksburg

  Missouri
   - Ramada Inn, Columbia
   - Howard Johnson-North St. Louis, Hazelwood
   - Super 8, Independence
   - La Quinta Inn, Jackson - North
   - Capital Plaza, Jefferson City
   - Ramada Inn, Jefferson City
   - Days Inn, Joplin
   - Super 8, Joplin
   - Allis Plaza, Kansas City
   - Americana Hotel, Kansas City
   - AmeriSuites Hotel-Proposed, Kansas City
   - Doubletree Hotel, Kansas City
   - Embassy Suites, Kansas City
   - Fairfield Inn-West, Kansas City
   - Hilton - Proposed, Kansas City
   - Hilton Inn, Kansas City
   - Historic Suites Hotel, Kansas City
   - Holiday Inn, Kansas City
   - Holiday Inn Crowne Plaza, Kansas City
   - Holiday Inn-Proposed, Kansas City
   - Proposed Sheraton Hotel, Kansas City
   - Radisson Suite Hotel, Kansas City
   - Resort Hotel - Proposed, Kansas City
   - Marriott-Tan-Tar-A, Lake of the Ozarks
   - Super 8, Liberty
   - Super 8, North Kansas City
   - Inn at Grand Glaize, Osage Beach
   - Super 8, Saint Joseph
   - Clarion, Saint Louis
   - Courtyard by Marriott-Creve Coeur, Saint Louis
   - Courtyard by Marriott-Downtown, Saint Louis
   - Courtyard by Marriott-Westport, Saint Louis
   - Days Inn, Saint Louis
   - Doubletree Hotel, Saint Louis
   - Drury Inn, Saint Louis
   - Embassy Suites, Saint Louis
   - Fairfield Inn-Hazel, Saint Louis
   - Henry VIII Hotel, Saint Louis
   - Hilton Hotel-Bel Air, Saint Louis
   - Holiday Inn Sports Complex, Saint Louis
   - Holiday Inn-Airport North, Saint Louis
   - Holiday Inn-Downtown, Saint Louis
   - Holiday Inn-Riverfont, Saint Louis
   - Howard Johnson-South, Saint Louis
   - Mayfair Hotel, Saint Louis
   - Omni-St. Louis Station, Saint Louis
   - Ramada Inn-Westport, Saint Louis
   - Residence Inn-Chesterfield, Saint Louis
   - Residence Inn-Richmond Heights, Saint Louis
   - Ritz-Carlton Hotel, Saint Louis
   - Sheraton-Airport, Saint Louis
   - St. Louis Airport Hilton, Saint Louis
   - St. Louis Airport Radisson Hotel, Saint Louis
   - St. Louisian Hotel, Saint Louis
   - Stouffer Concourse Hotel, Saint Louis
   - Super 8, Saint Louis
   - Marriott Hotel, Saint Louis County
   - Holiday Inn, Springfield
   - Sheraton Inn, Springfield
   - Super 8, Springfield
   - Executive Inn & Office Building, St. Louis
   - Holiday Inn, St. Louis
   - Howard Johnson Hotel, St. Louis
   - Hotel-Proposed, Unity Village
   - Holiday Inn, Wendtzville

  Montana
   - Sheraton Hotel, Billings
   - Super 8, Billings
   - Super 8, Great Falls
   - Super 8, Helena
   - Super 8, Kalispell
   - Holiday Inn, Missoula
   - Red Lion Inn, Missoula

  Nebraska
   - Holiday Inn, Kearney
   - Best Western Airport Inn, Lincoln
   - Holiday Inn-Airport, Lincoln
   - Holiday Inn-Northeast, Lincoln
   - Howard Johnson, North Platte
   - Marriott Hotel, Omaha
   - Ramada Inn, Omaha
   - Red Lion Inn, Omaha

  Nevada
   - Lake Mead Resort, Boulder City
   - Ormsby House Hotel and Casino, Carson City
   - Super 8, Carson City
   - Doubletree Hotel and Resort, Cathedral City
   - Best Western Motel - Proposed, Jackpot
   - Airport Inn, Las Vegas
   - Aladdin Hotel and Casino, Las Vegas
   - Alexis Park Resort Hotel, Las Vegas
   - Casino Hotel-Proposed, Las Vegas
   - Courtyard by Marriott, Las Vegas
   - El Rancho Hotel and Casino, Las Vegas
   - Hotel and Casino-Proposed, Las Vegas
   - Jockey Club Hotel and Casino, Las Vegas
   - La Quinta Hotel, Las Vegas
   - Paradise Resort, Las Vegas
   - Residence Inn, Las Vegas
   - Silverbird Casino, Las Vegas
   - Super 8-Proposed, Las Vegas
   - The Mirage, Las Vegas
   - Tropicana Travelodge, Las Vegas
   - Westward Ho Casino, Las Vegas
   - Echo Bay Resort, Overton
   - Holiday Inn, Reno
   - La Quinta Hotel, Reno
   - Quality Inn and Casino, Reno
   - Red Lion Hotel-Proposed, Reno

  New Hampshire
   - Sheraton Wayfarer, Bedford
   - Hampton Inn, Bow
   - Mount Washington Resort, Bretton Woods
   - Balsams Hotel, Dixville Notch
   - Sheraton Inn-Lamie's Tavern, Hampton
   - Woodbound Inn, Jaffrey
   - Brickyard Mountain Inn, Laconia
   - Loon Mountain Hotel, Lincoln
   - Appleton Inns, Manchester
   - Holiday Inn Center, Manchester
   - Sheraton Wayfarer, Manchester
   - Susse Chalet, Manchester
   - Clarion Somerset Hotel, Nashua
   - Hotel-Proposed, Nashua
   - Tara Sheraton Nashua, Nashua
   - Wentworth by the Sea, Newcastle
   - Susse Chalet, Portsmouth
   - Wentworth-by-the-Sea, Portsmouth
   - Salem Inn, Salem
   - Susse Chalet, Salem
   - Landmarc Lodge-East, Waterville Valley
   - Landmarc Lodge-West, Waterville Valley
   - Silver Squirrel Inn, Waterville Valley
   - Snowy Owl Inn, Waterville Valley
   - Chalet Susse International, Inc., Wilton

  New Jersey
   - Marriott Seaview Golf Resort, Abescon
   - Howard Johnson Hotel, Absecon
   - Seaview Country Club, Absecon
   - Berkeley Carteret Hotel, Asbury Park
   - Caesar's Hotel and Casino, Atlantic City
   - Casino Hotel-Proposed, Atlantic City
   - Deauville Hotel, Atlantic City
   - Diplomat Hotel, Atlantic City
   - Hampton Inn, Atlantic City
   - Harrah's Marina Hotel Casino, Atlantic City
   - Lafayette Hotel, Atlantic City
   - Resorts Int'l Hotel and Casino, Atlantic City
   - Royal Inn, Atlantic City
   - Sands Hotel and Casino, Atlantic City
   - Traymore Hotel Site, Atlantic City
   - Tropicana Hotel and Casino, Atlantic City
   - World International Hotel, Atlantic City
   - Bernards Inn, Bernardsville
   - Hotel-Proposed, Bridgewater
   - Proposed Hotel, Camden
   - Cherry Hill Hyatt, Cherry Hill
   - Cherry Hill Inn, Cherry Hill
   - Ramada Inn, Clifton
   - Comfort Suites, E. Rutherford
   - Ramada Renaissance, East Brunswick
   - Sheraton Inn, East Brunswick
   - Sheraton - Per Diem, East Rutherford
   - Holiday Inn-Raritan Center, Edison
   - Hotel-Proposed, Edison
   - Ramada Inn, Edison
   - Best Western Hotel, Egg Harbor Township
   - Newark Airport Vista Hotel, Elizabeth
   - Ramada Inn-Proposed, Elizabeth
   - Sheraton Inn, Elizabeth
   - Marriott Suite Hotel-Proposed, Elmwood Park
   - Howard Johnson, Englewood
   - Conference Center, Farleigh Dickinson
   - Motel-Proposed, Flemington
   - Hamilton Park Conference Center, Florham Park
   - Courtesy Motel, Fort Lee
   - Ramada Inn-Proposed, Franklin Township
   - Playboy Resort, Great Gorge
   - Marriott Hotel, Hanover
   - Sheraton Hotel, Hasbrouck Heights
   - Holiday Inn, Jamesburg
   - Restaurant at Port Liberte, Jersey City
   - Harrogate Senior Living Facility, Lakewood
   - Courtyard by Marriott, Lincroft
   - Hotel-Proposed, Long Branch
   - Comfort Inn, Mahwah
   - Courtyard by Marriott, Mahwah
   - Residence Inn-Proposed, Mahwah
   - Economy Lodge - Proposed, Meadowlands
   - Holiday Inn, Meadowlands
   - Hotel-Proposed, Meadowlands
   - Meadowlands Hilton, Meadowlands
   - Sheraton Hotel, Meadowlands
   - Forsgate Conference Center, Monroe Township
   - Conference Center, Morristown
   - Governor Morris Inn, Morristown
   - Headquarters Plaza Hotel, Morristown
   - Pleasantville Farms Conference Cent, Morristown
   - Howard Johnson Lodge, Mount Holly
   - Courtyard by Marriott, Mount Laurel
   - Hilton, Mount Laurel
   - Days Hotel, New Brunswick
   - Hyatt Hotel, New Brunswick
   - Rennaisance Hotel, New Brunswick
   - Residence Inn - Princeton, New Jersey
   - Airport Hotel-Proposed, Newark
   - Courtyard by Marriott-Airport, Newark
   - Holiday Inn, Newark
   - Holiday Inn-Airport North, Newark
   - Hotel-Proposed, Newark
   - Howard Johnson Hotel, Newark
   - Days Inn, North Bergen
   - Holiday Inn, North Brunswick
   - Port-O-Call, Ocean City
   - Sting Ray Motel, Ocean City
   - Hotel-Proposed, Ocean Grove
   - Spray View Hotel, Ocean Grove
   - Macy Hotel-Proposed, Paramus
   - Red Carpet Inn, Paramus
   - Residence Inn-Proposed, Paramus
   - Marriott Hotel-Proposed, Park Ridge
   - Embassy Suites, Parsippany
   - Hilton, Parsippany
   - Residence Inn-Proposed, Parsippany
   - Howard Johnson, Phillipsburg
   - Hotel-Proposed, Piscataway
   - Residence Inn-Proposed, Piscataway
   - Compri Hotel-Proposed, Princeton
   - Hyatt Regency, Princeton
   - Marriott Hotel, Princeton
   - Omni Nassau Inn, Princeton
   - Treadway Inn, Princeton
   - Howard Johnson, Ridgefield Park
   - Hotel-Proposed, Rockleigh
   - Hotel-Proposed, Roxbury Township
   - Ramada Inn, Runnemede
   - Howard Johnson, Saddle Brook
   - Marriott Hotel, Saddle Brook
   - Days Inn, Secaucus
   - Howard Johnson, Secaucus
   - Ramada Inn, Secaucus
   - Hilton At Short Hills, Short Hills
   - Pier 4 Motel, Somers Point
   - Garden State Convention Center, Somerset
   - Holiday Inn, Somerset
   - Marriott Hotel, Somerset
   - Neighborhood Suites-Proposed, Somerset
   - Sommerset Plaza Hotel, Somerset
   - Summerfield Suites Hotel, Sommerset
   - Hewitt Wellington Hotel, Spring Lake
   - Hotel-Proposed, Spring Lake
   - Loews Glenpointe Hotel, Teaneck
   - Appleton Inn, Tinton Falls
   - Envoy Inn, Tinton Falls
   - Hilton Inn, Tinton Falls
   - Residence Inn, Tinton Falls
   - Sunrise Suite Hotel, Tinton Falls
   - Hotel-Proposed, Toms River
   - Hotel-Proposed, Turnersville
   - Hotel-Proposed, Wayne
   - Howard Johnson-Proposed, Wayne
   - Holiday Inn, Wildwood Crest
   - Motel, Wrightstown

  New Mexico
   - Compri Hotel-Proposed, Albuquerque
   - Courtyard by Marriott-Airport, Albuquerque
   - Fairfield Inn-Proposed, Albuquerque
   - Hampton Inn, Albuquerque
   - Hilton Hotel, Albuquerque
   - Holiday Inn, Albuquerque
   - Marriott Hotel, Albuquerque
   - Radisson Suite Hotel-Proposed, Albuquerque
   - Residence Inn, Albuquerque
   - Rodeway Inn, Albuquerque
   - Winrock Motor Inn, Albuquerque
   - La Quinta Inn, Albuquerque - Airport
   - Corkin's Lodge, Chama
   - La Quinta Inn, Farmington
   - Hilton, Las Cruces
   - Las Cruces Hilton, Las Cruces
   - Super 8, Las Cruces
   - Ski Rio Ski Resort, Miracle Mountain
   - Super 8, Raton
   - Young's Ranch, Red River
   - Eldorado Hotel, Santa Fe
   - Homewood Suites Hotel, Santa Fe
   - Hotel-Proposed, Santa Fe
   - Inn at Loretto, Santa Fe
   - Inn on the Alameda, Santa Fe
   - La Fonda Hotel, Santa Fe
   - La Quinta Hotel, Santa Fe
   - Residence Inn, Santa Fe
   - Santa Fe Motel, Santa Fe
   - Sheraton de Santa Fe, Santa Fe

  New York
   - Americana Inn, Albany
   - Desmond Hotel, Albany
   - Hilton Hotel, Albany
   - Marriott Hotel, Albany
   - Sheraton Inn, Albany
   - Susse Chalet, Albany
   - VIP Motor Lodge (Howard Johnson), Albany
   - Embassy Suites-Proposed, Amherst
   - Holiday Inn, Amherst
   - Annandale Inn-Proposed, Annandale
   - Wampus Inn-Proposed, Armonk
   - Treadway Inn, Batavia
   - Hampton Inn, Binghamton
   - Holiday Inn-Arena, Binghamton
   - Holiday Inn-SUNY, Binghamton
   - Hotel-Proposed, Binghamton
   - Howard Johnson, Binghamton
   - Residence Inn, Binghamton
   - Sheraton Inn, Binghamton
   - Eden Motel, Bronx
   - Days Inn-Proposed, Brookhaven
   - Residence Inn, Brookhaven
   - Brooklyn Hotel-Proposed, Brooklyn
   - Hilton Hotel, Brooklyn
   - Airport Hotel-Proposed, Buffalo
   - Buffalo Hotel, Buffalo
   - Days Hotel-Proposed, Buffalo
   - Hilton Hotel, Buffalo
   - Holiday Inn - Midtown, Buffalo
   - Hyatt Hotel, Buffalo
   - Hyatt Regency Hotel & Retail Area, Buffalo
   - Radisson Hotel, Buffalo
   - Ramada Inn-Airport, Buffalo
   - Ramada Renaissance Hotel, Buffalo
   - Residence Inn-Proposed, Buffalo
   - Sheraton Hotel, Buffalo
   - Sheraton Inn Buffalo East, Buffalo
   - Sheraton Inn-Airport, Buffalo
   - Sheraton Inn, Canadaiqua
   - Airway Motel, Cheektowaga
   - Holiday Inn - Airport, Cheektowaga
   - Holiday Inn - Gateway, Cheektowaga
   - Quality Inn, Cheektowaga
   - Sheraton Buffalo, Cheektowga
   - Steeplechase Park-Proposed, Coney Island
   - Hilton Inn, Corning
   - Resort/Conference Center-Proposed, Cornwall
   - Holiday Inn, Cortland
   - Roycroft Inn, East Aurora
   - Hotel-Proposed, East Elmhurst
   - Susse Chalet, East Greenbush
   - Nevele Hotel, Ellenville
   - Int'l Conf./Learning Center-Propose, Ellis Island
   - Days Inn, Elmsford
   - Howard Johnson, Elmsford
   - Neighborhood Suites Hotel-Proposed, Fishkill
   - Residence Inn, Fishkill
   - Metropole Hotel, Flushing
   - Midway Hotel, Flushing
   - Sheraton - Proposed, Flushing Center
   - Hotel-Proposed, Garden City
   - Wyndham Condominium, Garden City
   - Harrison Conference Center, Glen Clove
   - Great Neck Hotel, Great Neck
   - Comfort Inn, Greece
   - Holiday Inn-Proposed, Greece
   - Tamarack Lodge, Greenfield Park
   - Claudio's Restaurant, Greenport
   - Colonie Hill, Hauppauge
   - Holiday Inn, Hauppauge
   - Marriott Wind Watch Hotel & Golf, Hauppauge
   - Marriott Windwatch, Hauppauge
   - Ramada Inn, Hauppauge
   - Residence Inn, Hauppauge
   - Homewood Suites-Proposed, Henrietta
   - Howard Johnson, Huntington
   - Huntington Townhouse, Huntington
   - Hampton Inn, Islandia
   - Marriott Wind Watch, Islandia
   - Hotel-Proposed, Islip
   - Howard Johnson Hotel, Ithaca
   - Ramada Inn, Ithaca
   - Sheraton Inn, Ithaca
   - JFK Hilton, Jamaica
   - Howard Johnson, Kingston
   - Ramada Inn, Kingston
   - Omni Sagamore, Lake George
   - Ramada Inn, Lake George
   - Former Lake Placid Club Hotel, Lake Placid
   - Hilton Hotel, Lake Placid
   - Mirror Lake Inn, Lake Placid
   - Holiday Inn, Latham
   - Howard Johnson, Latham
   - Howard Johnson, Liberty
   - The New Brown's Resort, Loch Sheldrake
   - Convention Center - Proposed, Long Island
   - Eastern Nassau/W. Suffolk Hotel, Long Island
   - Hyatt Hotel-Proposed, Long Island
   - Motel-Proposed, Lynbrook
   - Crowne Plaza Hotel, Manhattan
   - Hotel Mark, Manhattan
   - Proposed Economy Hotel, Manhattan
   - Sugar Maples Resort, Maplecrest
   - Hotel-Proposed, Middletown
   - Howard Johnson, Middletown
   - Montauk Yacht Club and Inn, Montauk
   - Kutsher's Resort, Monticello
   - Motel-Proposed, Nanuet
   - Wallkill Valley Inn Project, New Paltz
   - Hotel-Proposed, New Rochelle
   - Le Richmond Hotel, New Rochelle
   - Ramada Plaza Inn and Offices, New Rochelle
   - Sheraton Inn, New Rochelle
   - Aberdeen Hotel, New York
   - American Youth Hostel, New York
   - Americana Hotel, New York
   - Ashley Hotel, New York
   - Astor House-Proposed, New York
   - Barbizon Plaza Hotel, New York
   - Barclay Hotel, New York
   - Battery Park City Hotel-Proposed, New York
   - Berkshire Place, New York
   - Best Western Woodward Hotel, New York
   - Biltmore Hotel, New York
   - Broadway Crowne Plaza, New York
   - Carlton House Hotel, New York
   - Century Paramount Hotel, New York
   - Chatwal Inn, New York
   - Chatwal Inn on 45th Street, New York
   - Chatwal Inn on Park Avenue, New York
   - Chinatown Hotel-Proposed, New York
   - Courtyard by Marriott-Proposed, New York
   - Custom's House, New York
   - Days Inn, New York
   - Days Inn-West 57th Street, New York
   - Doral Inn, New York
   - Dover Hotel, New York
   - Downtown Athletic Club, New York
   - Downtown Conference Center, New York
   - Drake Hotel, New York
   - Econo Lodge-Proposed, New York
   - El Rio Grande, New York
   - Embassy Suites-Times Square-Propose, New York
   - Empire Hotel, New York
   - Essex House, New York
   - Executive Hotel, New York
   - Giordano Hotel, New York
   - Gorham Hotel, New York
   - Grand Bay at Equitable Center, New York
   - Grand Hyatt Hotel, New York
   - Greenwich Street Hotel, New York
   - Halloran House, New York
   - Hampton House, New York
   - Harley Hotel, New York
   - Helmsley Hotel, New York
   - Hilton Hotel, New York
   - Hilton Hotel-Statler, New York
   - Holiday Inn, New York
   - Holiday Inn Crowne Plaza-Broadway, New York
   - Holiday Inn Crowne Plaza-Manhattan, New York
   - Holland Hotel, New York
   - Hotel Intercontinental, New York
   - Hotel Pierre, New York
   - Hotel-1926 Broadway-Proposed, New York
   - Hotel-East 57th Street-Proposed, New York
   - Hotel-Proposed, New York
   - Hotel-Tenth Avenue-Proposed, New York
   - Howard Hotel, New York
   - Howard Johnson, New York
   - Journey's Court Hotel-Proposed, New York
   - Journey's End, New York
   - Kalikow Hotel-Proposed, New York
   - Kennedy Inn, New York
   - Lancaster Hotel, New York
   - Le Meridien Liberty New York, New York
   - Lowell Hotel, New York
   - Luxury Hotel-Proposed, New York
   - Macklowe Hotel, New York
   - Madison Towers Hotel, New York
   - Manger Windsor Hotel, New York
   - Mark Hotel, New York
   - Marriott East Side, New York
   - Marriott Financial Center, New York
   - Marriott Hotel-Proposed, New York
   - Marriott Marquis, New York
   - Martinique Hotel, New York
   - Mayfair Regent, New York
   - Milford Plaza Hotel, New York
   - Millennium Hotel, New York
   - Navarro Hotel, New York
   - Nova Park-Gotham, New York
   - Novotel, New York
   - Omni Berkshire Place, New York
   - Omni Park Central, New York
   - Parc Fifty One Hotel, New York
   - Parker Meridien Hotel, New York
   - Peninsula Hotel, New York
   - Penta Hotel, New York
   - Piccadilly Hotel, New York
   - Plaza Hotel, New York
   - President Hotel, New York
   - Prince George Hotel, New York
   - Prince Street Hotel-Proposed, New York
   - Proposed Hotel and Apartments, New York
   - Proposed Luxury Hotel-Proposed, New York
   - Quality Inn, New York
   - Quality Suites, New York
   - Ramada Inn, New York
   - Regent Hotel-Proposed, New York
   - Regent of New York-Proposed, New York
   - Ritz-Carlton, New York
   - Roger Smith Winthrop Hotel, New York
   - Roosevelt Hotel, New York
   - Russian Tea Room, New York
   - Sheraton Hotel, New York
   - Sheraton Motor Inn, New York
   - Sheraton Park Avenue, New York
   - Soho Hotel-Proposed, New York
   - St. Moritz Hotel, New York
   - St. Regis, New York
   - Stanhope, New York
   - Sutton Place Hotel, New York
   - Taft Hotel, New York
   - Tenth Avenue Hotels-Proposed, New York
   - The Pierre Hotel, New York
   - The Plaza Athenee, New York
   - Times Square Hotel-Proposed, New York
   - Timeshare-Proposed, New York
   - Travel Inn, New York
   - Tudor Hotel, New York
   - UN Plaza Suite Hotel-Proposed, New York
   - Vista International, New York
   - Waldorf=Astoria Hotel, New York
   - Warwick Hotel, New York
   - Westbury Hotel, New York
   - Westin Plaza Hotel, New York
   - Woodward Hotel-Proposed, New York
   - York Club, New York
   - Howard Johnson Motel & Restaurant, Newburgh
   - Ramada Inn, Newburgh
   - Hilton Hotel, Niagara Falls
   - Howard Johnson, Norwich
   - Hotel-Proposed, Orangetown
   - Hudson Valley Conference Center, Ossining
   - Sheraton Inn, Ossining
   - Hotel-Proposed, Oswego
   - Best Western, Painted Post
   - Lodge on the Green, Painted Post
   - Residence Inn - Proposed, Parsippany
   - Senior Living - Proposed, Pearl River
   - Drum Hill Hotel, Peekskill
   - Holiday Inn, Plainview
   - Howard Johnson, Plainview
   - Pickwick Motor Inn, Plainview
   - Residence Inn, Plainview
   - Holiday Inn, Plattsburgh
   - Motel-Proposed, Port Jefferson
   - Comfort Inn-Proposed, Poughkeepsie
   - Courtyard by Marriott, Poughkeepsie
   - Radison Hotel, Poughkeepsie
   - Wyndham Hotel, Poughkeepsie
   - Best Western-LaGuardia Airport, Queens
   - Crown Motel, Queens
   - Crowne Plaza-LaGuardia Airport, Queens
   - Days Inn-LaGuardia Airport, Queens
   - Executive Inn, Queens
   - Hilton Inn-LaGuardia Airport, Queens
   - Hilton-JFK Airport, Queens
   - Holiday Inn-JFK Airport, Queens
   - Holiday Inn-LaGuardia Airport, Queens
   - Howard Johnson, Queens
   - Jade East Motel, Queens
   - JFK Plaza Hotel, Queens
   - Marriott Hotel-JFK Airport, Queens
   - Marriott-LaGuardia Airport, Queens
   - Metropole Hotel, Queens
   - Midway Hotel, Queens
   - Riviera Hotel, Queens
   - Royce Hotel-LaGuardia Airport, Queens
   - Sheraton-LaGuardia East-Proposed, Queens
   - Adria Hotel, Queens (Bayside)
   - Holiday Inn, Riverhead
   - Riverhead Motor Hotel, Riverhead
   - Americana Hotel, Rochester
   - Courtyard by Marriott-Wrighton, Rochester
   - Days Hotel (former Holiday Inn), Rochester
   - Hilton-Campus, Rochester
   - Holiday Inn, Rochester
   - Hotel-Proposed (former St. Bernard), Rochester
   - Hyatt Hotel, Rochester
   - Lodge at Woodcliff, Rochester
   - Omni Suites Hotel, Rochester
   - Residence Inn, Rochester
   - Sheraton Inn, Rochester
   - Stouffer Hotel, Rochester
   - Town House Inn, Rochester
   - Limited Service Hotel-Proposed, Rome
   - Hotel - Proposed, Roslyn
   - Roslyn Country Club, Roslyn
   - Courtyard by Marriott, Rye
   - Le Richemonde Hotel, Ryebrook
   - Baron's Cove Inn, Sag Harbor
   - Holiday Inn, Saratoga
   - Hotel-Proposed, Saratoga Springs
   - Howard Johnson, Saugerties
   - Holiday Inn, Schenectady
   - Ramada Inn, Schenectady
   - Dering Harbor Inn, Shelter Island
   - Crowne Plaza-Proposed, Smithtown
   - Howard Johnson, Smithtown
   - Sheraton, Smithtown
   - Raleigh Hotel, South Fallsburg
   - Hotel-Proposed, Southhold
   - Susse Chalet, Spring Valley
   - Executive Motor Inn, Springfield Gardens
   - Staten Island Hotel, Staten Island
   - Imperial Htl/Stevensville Golf Crs., Stevensville
   - Holiday Inn, Suffern
   - Motel on the Mountain, Suffern
   - Browns Hotel, Sullivan County
   - Imperial Hotel, Sullivan County
   - The New Brown's Resort, Sullivan County
   - Courtyard by Marriott, Syracuse
   - Embassy Suites, Syracuse
   - Hampton Inn, Syracuse
   - Hilton Inn, Syracuse
   - Holiday Inn-Downtown, Syracuse
   - Holiday Inn-Exit 35, Syracuse
   - Holiday Inn-Exit 36, Syracuse
   - Holiday Inn-Exit 39, Syracuse
   - Holiday Inn-I-90, Syracuse
   - Homewood Suites Hotel-Proposed, Syracuse
   - Hotel Syracuse, Syracuse
   - Hotel-Proposed, Syracuse
   - Marriott Hotel, Syracuse
   - Residence Inn-Proposed, Syracuse
   - Sheraton University Inn & Conf.Ctr., Syracuse
   - Treadway Inn, Syracuse
   - Courtyard by Marriott, Tarrytown
   - Tarrytown House Conference Center, Tarrytown
   - Westchester Marriott, Tarrytown
   - Embassy Suites - Proposed, Times Square, New York
   - Marriott Hotel, Uniondale
   - Sheraton Nassau Hotel, Uniondale
   - Howard Johnson Hotel, Utica
   - Howard Johnson, Vestal
   - Hotel-Proposed, Watertown
   - Convention Hotel-Proposed, Westbury
   - Dalts Restaurant, Westbury
   - Howard Johnson, Westbury
   - Marriott Hotel, Westchester
   - Inn-Proposed, Westhampton
   - Crowne Plaza, White Plains
   - Hotel-Proposed, White Plains
   - Howard Johnson, White Plains
   - Roger Smith Hotel, White Plains
   - Stouffer Westchester Hotel, White Plains
   - White Plains Hotel, White Plains
   - Anton Meadows, Yaphank
   - Quality Suites, Yorktown
   - Yorktown Motor Lodge, Yorktown Heights

  North Carolina
   - Days Inn - Central, Asheville
   - Holiday Inn - Airport, Asheville
   - Holiday Inn - Tunnel, Asheville
   - Inn on the Plaza, Asheville
   - Sheraton Inn, Asheville
   - Days Inn, Ashville
   - Masters Economy Inn - Rocky Mount, Battlebro
   - Days Inn, Blowing Rock
   - All-Suite Hotel-Proposed, Boone
   - Residence Inn-Proposed, Cary
   - Carolina Inn, Chapel Hill
   - Hilton-Proposed, Chapel Hill
   - Charlotte Registry Hotel-Per Diem, Charlotte
   - Compri Hotel-Proposed, Charlotte
   - Courtyard by Marriott, Charlotte
   - Days Inn, Charlotte
   - Days Inn-Uptown, Charlotte
   - Fairfield Inn, Charlotte
   - Howard Johnson, Charlotte
   - Howard Johnson Lodge, Charlotte
   - Knights Inn, Charlotte
   - Manger Motor Inn, Charlotte
   - Marriott City Center, Charlotte
   - Marriott Hotel-Independence Center, Charlotte
   - Masters Economy Inn - Charlotte No, Charlotte
   - Masters Economy Inn - Merchandise, Charlotte
   - Queen City Motel, Charlotte
   - Residence Inn, Charlotte
   - Residence Inn-North, Charlotte
   - Resistry Hotel, Charlotte
   - Royce Suite Hotel, Charlotte
   - Sheraton Inn, Charlotte
   - Conference Center, Clemmons
   - Sheraton Motel, Dunn
   - Best Western, Durham
   - Cricket Inn, Durham
   - Days Inn, Durham
   - Dutch Village Inn, Durham
   - Fairfield Inn, Durham
   - Holiday Inn-West, Durham
   - Motel 6, Durham
   - Sheraton-University Center, Durham
   - The Duke Inn, Durham
   - Days Inn, Fayetteville
   - Fairfield Inn, Fayetteville
   - Holiday Inn, Fayetteville
   - Hotel-Proposed, Fayetteville
   - Knights Inn, Fayetteville
   - Goldsboro Motel, Goldsboro
   - Courtyard by Marriott, Greensboro
   - Days Inn, Greensboro
   - Embassy Suites, Greensboro
   - Fairfield Inn, Greensboro
   - Hilton, Greensboro
   - Marriott Hotel, Greensboro
   - Residence Inn, Greensboro
   - Sheraton Greensboro, Greensboro
   - Hotel-Proposed, Greenville
   - Radisson Hotel, High Point
   - Days Inn, Lumberton
   - Maggie Valley Country Club, Maggie Valley
   - Courtyard by Marriott, Raleigh
   - Fairfield Inn, Raleigh
   - Hampton Inn, Raleigh
   - Hilton, Raleigh
   - Holiday Inn-Downtown, Raleigh
   - Marriott Hotel-RTP, Raleigh
   - Raleigh Radisson, Raleigh
   - Residence Inn, Raleigh
   - Holiday Inn - Airport, Research Triangle Park
   - Howard Johnson, Roanoke Rapids
   - Sheraton Inn, Rocky Mount
   - Days Inn, Rocky Mountain
   - Fairfield Inn, Rocky Mountain
   - Motel 6, Rocky Mountain
   - Days Inn, Rowland
   - Sheraton Motel, Selma
   - Masters Economy Inn, Smithfield
   - Holiday Inn, Southern Pines
   - Fairfield Inn, Wilmington
   - Hilton, Winston/Salem
   - Holiday Inn, Winston/Salem
   - Winston Plaza Hotel, Winston/Salem

  North Dakota
   - Holiday Inn, Bismark
   - Radisson Inn, Bismark
   - Super 8, Bismark
   - Ramada Hotel, Fargo
   - Ramada Inn-Proposed, Fargo
   - Super 8, Grand Forks
   - Super 8, Minot

  Ohio
   - Holiday Inn-Cascade, Akron
   - Ramada Inn, Akron
   - Residence Inn, Akron
   - Aurora Inn and Pine Lake Trout Club, Aurora
   - Sheraton Inn, Aurora
   - Woodlands Inn, Aurora
   - Courtyard by Marriott, Blue Ash
   - Embassy Suites, Blue Ash
   - Residence Inn-Proposed, Blue Ash
   - Best Western, Cambridge
   - Days Inn, Cambridge
   - Hilton Hotel, Canton
   - Super 8, Canton
   - Best Western Northeast, Cincinnati
   - Carousel Inn, Cincinnati
   - Cincinnati Hotel, Cincinnati
   - Clarion Hotel, Cincinnati
   - Days Inn, Cincinnati
   - Embassy Suites-Proposed, Cincinnati
   - Holiday Inn-Downtown, Cincinnati
   - Holiday Inn-Eastgate, Cincinnati
   - Holiday Inn-Northeast, Cincinnati
   - Holiday Inn-Riverfront, Cincinnati
   - Holiday Inn-South, Cincinnati
   - Hotel-Airport-Proposed, Cincinnati
   - Howard Johnson, Cincinnati
   - Hyatt, Cincinnati
   - Knights Inn, Cincinnati
   - KOA Campground, Cincinnati
   - Marriott Inn, Cincinnati
   - Netherland Hilton, Cincinnati
   - Omni Netherland Plaza, Cincinnati
   - Proposed Hotel, Cincinnati
   - Radisson Inn, Cincinnati
   - Ramada Inn, Cincinnati
   - Residence Inn, Cincinnati
   - Residence Inn-North, Cincinnati
   - Sheraton Inn-Proposed, Cincinnati
   - Treadway Inn, Cincinnati
   - Vernon Manor, Cincinnati
   - AmeriSuite Hotel-Proposed, Cleveland
   - Downtown Hotel-Proposed, Cleveland
   - Fairfield Inn-Brook Park, Cleveland
   - Fairfield Inn-West, Cleveland
   - Holiday Inn-Airport, Cleveland
   - Holiday Inn-Lakeside, Cleveland
   - Hyatt Hotel-Proposed, Cleveland
   - Marriott Hotel, Cleveland
   - Sheraton City Center, Cleveland
   - Sheraton Hopkins, Cleveland
   - AmeriSuite - Proposed, Columbus
   - Embassy Suites, Columbus
   - Fairfield Inn-North, Columbus
   - Fairfield Inn-West, Columbus
   - Hilton Inn, Columbus
   - Holiday Inn-Airport, Columbus
   - Holiday Inn-City Center, Columbus
   - Holiday Inn-Worthington, Columbus
   - Hotel-Proposed, Columbus
   - Howard Johnson Hotel, Columbus
   - Howard Johnson-East, Columbus
   - Howard Johnson-West, Columbus
   - Knights Inn-West, Columbus
   - Marriott Hotel, Columbus
   - Nationwide Hotel, Columbus
   - Residence Inn-North, Columbus
   - Sheraton Plaza Hotel, Columbus
   - Sheraton-North, Columbus
   - Union Plaza Hotel-Steeplechase, Columbus
   - University Inn, Columbus
   - Woodfin Hotel, Columbus
   - Courtyard by Marriott, Crosswoods
   - Courtyard by Marriott, Dayton
   - Daytonian Hilton, Dayton
   - Fairfield Inn, Dayton
   - Hope Hotel & Conference Center, Dayton
   - Knights Inn-North, Dayton
   - Marriott Hotel, Dayton
   - Motel 6, Dayton
   - Ramada Inn, Dayton
   - Residence Inn-North, Dayton
   - Residence Inn By Marriott, Dayton South
   - Courtyard by Marriott, Dublin
   - Woodfin Suites, Dublin
   - East Liverpool Motor Lodge, East Liverpool
   - Howard Johnson, Euclid
   - Ramada Inn, Fairlawn
   - Hampton Inn, Independence
   - Howard Johnson, Lima
   - Ramada Inn, Lima
   - Best Western, Mansfield
   - Holiday Inn, Marietta
   - Lafayette Hotel, Marietta
   - Holiday Inn, Middletown
   - Howard Johnson, Middletown
   - Regal 8 Inn, Middletown
   - Sheraton-Proposed, Milford
   - Super 8, Montrose
   - Ramada Inn, Sandusky
   - Days Inn, Sharonville
   - Holiday Inn-Cincinnati North, Sharonville
   - Super 8, St. Clairsville
   - Holiday Inn, Strongsville
   - Balhalla Hotel, Toledo
   - Courtyard by Marriott, Toledo
   - Fairfield Inn-Airport, Toledo
   - Hilton at the Medical College, Toledo
   - Hilton Hotel, Toledo
   - Holiday Inn, Toledo
   - Knights Inn-West, Toledo
   - Marriott Portside Hotel, Toledo
   - Radisson Hotel, Toledo
   - Sofitel, Toledo
   - Hampton Inn-Proposed, Wickliffe
   - Holiday Inn, Youngstown
   - Hotel-Proposed, Youngstown
   - Sheraton-Proposed, Youngstown

  Oklahoma
   - Fountainhead Resort, Mcintosh County
   - Residence at the Trails Inn, Norman
   - Suit Hotel, Norman
   - Courtyard by Marriott, Oklahoma City
   - Embassy Suites, Oklahoma City
   - Holiday Inn, Oklahoma City
   - Lexington Hotel Suites, Oklahoma City
   - Lincoln Plaza Hotel, Oklahoma City
   - Marriott Hotel, Oklahoma City
   - Meridien Plaza, Oklahoma City
   - Sheraton Hotel, Oklahoma City
   - Arrowhead Resort, Pittsburgh County
   - Camelot Hotel, Tulsa
   - Doubletree Hotel, Tulsa
   - Former Holiday Inn, Tulsa
   - Former Holiday Inn-Downtown, Tulsa
   - Holiday Inn, Tulsa
   - Holiday Inn-Convention Center, Tulsa
   - La Quinta Inn, Tulsa
   - Marriott Hotel, Tulsa
   - Mayo Hotel, Tulsa
   - Residence Inn, Tulsa
   - Westin Hotel, Tulsa

  Oregon
   - Inn At Face Rock, Bandon
   - Courtyard by Marriott, Beaverton
   - Red Lion Motel, Bend
   - Sunriver Lodge and Resort, Bend
   - Econolodge Motel, Eugene
   - Valley River Inn, Eugene
   - Residence Inn Portland-South, Lake Oswego
   - Big Creek Resort-US Highway 101, Lane County
   - Embassy Suites, Portland
   - Holiday Inn Crowne Plaza - Proposed, Portland
   - Holiday Inn-Airport, Portland
   - Holiday Inn-South, Portland
   - Proposed Sheraton Suites, Portland
   - Red Lion - Jantzen Beach, Portland
   - Red Lion Inn-Lloyd Center, Portland
   - Red Lion Inn-Portland Center, Portland
   - Residence Inn - Proposed, Portland
   - Vintage Plaza Hotel, Portland
   - Wells Building, Portland
   - Execulodge Motel, Salem
   - Oregon Capital Inn, Salem
   - Springfield Red Lion Inn, Springfield
   - Sunriver Resort, Sunriver

  Pennsylvania
   - Allentown Hilton Hotel, Allentown
   - Holiday Inn, Allentown
   - Proposed Microtel, Allentown
   - Quality Inn, Allentown
   - Bedford Springs Hotel, Bedford
   - Compri Hotel-Proposed, Bensalem
   - Days Inn-Proposed, Bensalem
   - Holiday Inn, Bensalem
   - Residence Inn By Marriott, Berwyn
   - Econolodge, Bristol
   - Days Inn, Brookville
   - Buck Hill Falls Inn, Buck Hill Falls
   - Howard Johnson, Butler
   - Holiday Inn, Chambersburg
   - Days Inn, Clarion
   - Embassy Suites, Coraopolis
   - Hydeholde Country House-Proposed, Coraopolis
   - Days Inn, Danville
   - Holiday Inn, Dubois
   - Lafayette Inn-Proposed, Easton
   - Howard Johnson Hotel, Erie
   - Ramada Inn, Erie
   - Holiday Inn, Essington
   - Quality Suites-Proposed, Essington
   - Super 8-Proposed, Essington
   - Howard Johnson, Gibsonia
   - Compri Hotel-Proposed, Harrisburg
   - Holiday Inn, Harrisburg
   - Marriott Hotel, Harrisburg
   - Penn Harris Inn, Harrisburg
   - Sheraton Inn, Harrisburg
   - Super 8-Proposed, Harrisburg
   - Holiday Inn, Hazleton
   - Super 8-Proposed, Hazleton
   - Plaza Valley Forge Hotel, King of Prussia
   - Radisson Hotel, King of Prussia
   - Sheraton Hotel, King of Prussia
   - Valley Forge Complex, King of Prussia
   - Valley Forge Hilton, King of Prussia
   - Motel-Proposed, Lake Ariel
   - Days Inn, Lancaster
   - Holiday Inn-Route 30E, Lancaster
   - Holiday Inn-Route 501, Lancaster
   - Sheraton Lancaster Golf Resort, Lancaster
   - Super 8-Proposed, Lancaster
   - Holiday Inn, Lionville
   - Hilton-Great Valley, Malvern
   - Summerfield Suite-Proposed, Malvern
   - Days Inn, Meadville
   - Hilton Inn, Monroeville
   - Holiday Inn-West, Monroeville
   - Economy Hotel, Montgomery Township
   - Holiday Inn, New Hope
   - Treadway Inn, Newport
   - Residence Inn-Proposed, Paoli
   - Conference Center-Proposed, Penn State
   - Barclay Hotel, Philadelphia
   - Bellevue, Philadelphia
   - Courtyard by Marriott-Devon, Philadelphia
   - Courtyard-Willow Grove, Philadelphia
   - Days Inn-Airport, Philadelphia
   - Econo Lodge-Franklin Towne, Philadelphia
   - Essex Hotel, Philadelphia
   - Franklin Motor Inn, Philadelphia
   - Franklin Plaza Hotel, Philadelphia
   - Guest Quarters Hotel, Philadelphia
   - Hampton Inn-Proposed, Philadelphia
   - Health Club-Proposed, Philadelphia
   - Hilton Inn, Philadelphia
   - Hilton Inn-Northeast, Philadelphia
   - Holiday Inn-City Center, Philadelphia
   - Holiday Inn-City Line, Philadelphia
   - Hub Motor Inn, Philadelphia
   - Hyatt-Proposed, Philadelphia
   - Marriott Hotel, Philadelphia
   - Marriott Hotel-Airport, Philadelphia
   - Omni Philadelphia, Philadelphia
   - Penn Center Inn, Philadelphia
   - Quality Inn-Center City, Philadelphia
   - Residence Inn-Proposed, Philadelphia
   - Rittenhouse Hotel, Philadelphia
   - Treadway Mohawk, Philadelphia
   - Treadway Roosevelt, Philadelphia
   - Residence Inn, Philadelphia/Berwyn
   - Clubhouse Inn, Pittsburgh
   - Courtyard by Marriott, Pittsburgh
   - Hampton Inn at Playhouse Square, Pittsburgh
   - Hilton Hotel, Pittsburgh
   - Holiday Inn-Greentree, Pittsburgh
   - Holiday Inn-North, Pittsburgh
   - Holiday Inn-Parkway-East, Pittsburgh
   - Holiday Inn-Parkway-West, Pittsburgh
   - Hotel-Proposed, Pittsburgh
   - Howard Johnson Hotel, Pittsburgh
   - Marriott Hotel, Pittsburgh
   - Marriott-Airport, Pittsburgh
   - Motel 6, Pittsburgh
   - Quality Inn, Pittsburgh
   - Royce Hotel-Airport, Pittsburgh
   - U.S.S. Hotel-Proposed, Pittsburgh
   - Westin William Penn, Pittsburgh
   - Courtyard By Marriott, Pittsburgh Airport
   - Holiday Inn, Reading
   - Sheraton Hotel, Reading
   - Hilton at Lackawanna Station, Scranton
   - Hilton Hotel, Scranton
   - Sheraton Inn, Stroudsburg
   - HoJo Inn, Tannersville
   - Hilton-Northeast, Trevose
   - Compri Hotel-Proposed, Valley Forge
   - Courtyard by Marriott, Valley Forge
   - Holiday Inn-Meadowlands, Washington
   - Holiday Inn, Wilkes-Barre
   - Days Inn-Proposed, Williamsport
   - Hotel-Proposed, Williamsport
   - Hampton Inn - Proposed, Willow Grove
   - Holiday Inn-Market Street, York
   - Holiday Inn-Route 30 and I-83, York
   - Ramada Inn, York
   - Super 8-Proposed, York

  Rhode Island
   - Cresthil-Proposed, Lincoln
   - Courtyard by Marriott, Newport
   - Vanderbilt Hotel-Convention Center, Newport
   - Quality Inn, North Kingston
   - Biltmore Plaza, Providence
   - Convention Center Hotel-Proposed, Providence
   - Holiday Inn Providence - Downtown, Providence
   - Hotel-Proposed, Providence
   - Marriott Hotel, Providence
   - Sheraton-Airport, Providence
   - Susse Chalet, Smithfield
   - Howard Johnson, Warwick
   - Residence Inn-Proposed, Warwick
   - Susse Chalet, Warwick

  South Carolina
   - Quality Inn Motel, Anderson
   - Super 8, Anderson
   - Budget Hotel - Proposed, Charleston
   - Charleston Center Hotel-Proposed, Charleston
   - Cooper River Inn, Charleston
   - Days Inn, Charleston
   - Francis Marion Hotel, Charleston
   - Hampton Inn-Proposed, Charleston
   - Hawthorne Suites Hotel, Charleston
   - Holiday Inn, Charleston
   - Holiday Inn-Airport, Charleston
   - Holiday Inn-Riverview, Charleston
   - Masters Economy Inn - Mt. Pleasant, Charleston
   - Masters Economy Inn - Rivers Ave, Charleston
   - Middleton Inn, Charleston
   - Omni Charleston, Charleston
   - Quality Inn, Charleston
   - Trusthouse Forte, Charleston
   - Courtyard by Marriott, Columbia
   - Courtyard by Marriott-Northeast, Columbia
   - Courtyard by Marriott-Northwest, Columbia
   - Embassy Suites, Columbia
   - Marriott Hotel, Columbia
   - Masters Economy Inn - I-26, Columbia
   - Masters Economy Inn - Knox Abbot, Columbia
   - Motel 6, Columbia
   - Residence Inn, Columbia
   - Coral Beach Hotel, Coral Beach
   - Days Inn, Dillon
   - Save Inn, Fairplay
   - Fairfield Inn, Florence
   - Holiday Inn, Florence
   - Days Inn, Gaffney
   - Courtyard by Marriott, Greenville
   - Fairfield Inn, Greenville
   - Greenville Hilton Hotel, Greenville
   - Ramada Inn, Greenville
   - Super 8, Greenwood
   - Days Inn, Hardeeville
   - Fairfield Inn, Hilton Head
   - Hilton Head Inn, Hilton Head
   - Holiday Inn, Hilton Head
   - Inter-Continental Hotel, Hilton Head
   - Islander Inn, Hilton Head
   - Quality Suites-Proposed, Hilton Head
   - Residence Inn-Proposed, Hilton Head
   - Sheraton Inn, Hilton Head
   - PGA East Resort-Proposed, Kiawah Island
   - Save Inn, Lake Hartwell
   - Days Inn, Mt. Pleasant
   - Coral Beach Hotel, Myrtle Beach
   - Radisson Hotel, Myrtle Beach
   - Best Western Inn, North Charleston
   - Budget Hotel-Proposed, North Charleston
   - Days Inn, North Charleston
   - Northwoods Atrium Inn, North Charleston
   - Days Inn, Santee
   - Holiday Inn-West, Spartanburg
   - Howard Johnson, Spartanburg
   - Residence Inn, Spartanburg

  South Dakota
   - Holiday Inn, Aberdeen
   - Holiday Inn, Rapid City
   - Holiday Inn, Sioux Falls
   - Super 8, Sioux Falls
   - Holiday Inn, Spearfish

  Tennessee
   - Ameri Suite Hotel-Proposed, Brentwood
   - Courtyard by Marriott, Brentwood
   - Holiday Inn, Bristol
   - Holiday Inn-Southeast, Chattanooga
   - Howard Johnson, Chattanooga
   - Marriott Hotel, Chattanooga
   - Motel 6, Chattanooga
   - Sheraton Inn, Chattanooga
   - Super 8, Chattanooga
   - Holiday Inn, Cove Lake
   - Masters Economy Inn, Dickson
   - Comfort Inn-Proposed, Elizabethton
   - Park Vista Hotel, Gatlinburg
   - Holiday Inn-I-40, Jackson
   - Holiday Inn, Johnson City
   - Super 8, Johnson City
   - Fairfield Inn, Johnson Park
   - Holiday Inn, Kingsport
   - Courtsouth Healthclub-North, Knoxville
   - Courtsouth Healthclub-South, Knoxville
   - Courtsouth Healthclub-West, Knoxville
   - Days Inn, Knoxville
   - Hilton Hotel, Knoxville
   - Howard Johnson-Westhills, Knoxville
   - Motel 6, Knoxville
   - Quality Inn, Knoxville
   - Ramada Inn-West, Knoxville
   - Rodeway Inn, Knoxville
   - Courtyard by Marriott, Memphis
   - Courtyard by Marriott-Airport, Memphis
   - Holiday Inn - Crowne Plaza, Memphis
   - Holiday Inn-East, Memphis
   - Holiday Inn-East Poplar, Memphis
   - Holiday Inn-I-40-Sycamore View, Memphis
   - Holiday Inn-Memphis Int'l Airport, Memphis
   - Hyatt Regency, Memphis
   - Lexington Hotel Suites, Memphis
   - Motel 6, Memphis
   - Omni Hotel, Memphis
   - Proposed Fairfield Inn, Memphis
   - Residence Inn, Memphis
   - La Quinta Inn, Memphis - Airport
   - Brown County Inn, Nashville
   - Capital Mall Conv. Center-Proposed, Nashville
   - Clarion Maxwell House, Nashville
   - Courtyard by Marriott-Airport, Nashville
   - Days Inn, Nashville
   - Doubletree Hotel, Nashville
   - Grosvenor, Nashville
   - Hampton Inn, Nashville
   - Holiday Inn Crowne Plaza, Nashville
   - Holiday Inn Express, Nashville
   - Holiday Inn-Briley Parkway, Nashville
   - Marriott Hotel, Nashville
   - Nashville Union Station, Nashville
   - Ramada Inn, Nashville
   - Sheraton Hotel, Nashville
   - Sheraton Music City, Nashville
   - Stouffer Hotel, Nashville
   - Super 8, Nashville
   - Union Station Hotel, Nashville
   - AmeriSuite, Oakridge
   - Holiday Inn, Oakridge
   - Super 8-Proposed, Union City

  Texas
   - Harvey Hotel, Addison
   - Days Inn, Amarillo
   - Motel 6, Amarillo
   - Radisson Hotel-Proposed, Amarillo
   - Super 8 Motel, Amarillo
   - La Quinta Inn, Amarillo - Airport
   - Courtyard by Marriott, Arlington
   - Hilton Hotel, Arlington
   - Holiday Inn, Arlington
   - Lexington Suites Hotel, Arlington
   - Compri Hotel-Proposed, Austin
   - Driskill Hotel, Austin
   - Embassy Suites-Austin Town Lake, Austin
   - Embassy Suites-North, Austin
   - Fairfield North, Austin
   - Four Seasons Hotel, Austin
   - Holiday Inn, Austin
   - Holiday Inn-Austin Town Lake, Austin
   - La Quinta Inn, Austin
   - Marriott Hotel, Austin
   - Proposed Fairfield Inn, Austin
   - Quality Inn, Austin
   - Residence South, Austin
   - La Quinta Inn, Austin - Ben White
   - Holiday Inn Airport, Austins Cities
   - Holiday Inn, Bay Town
   - Hilton Hotel, Beaumont
   - Holiday Inn, Beaumont
   - Courtyard by Marriott, Bedford
   - Holiday Inn, Brownsville
   - La Quinta Inn, Brownsville
   - Hilton Hotel, College Station
   - Ramada Inn, College Station
   - Holiday Inn, Conroe
   - Corpus Christi Hotel-Airport, Corpus Christi
   - Days Inn, Corpus Christi
   - Hilton - Proposed, Corpus Christi
   - Holiday Inn, Corpus Christi
   - Holiday Inn-Airport, Corpus Christi
   - La Quinta Inn, Corpus Christi - North
   - La Quinta Inn, Corpus Christi - South
   - Allstar Inn, Dallas
   - Ambassador Plaza Hotel, Dallas
   - Arlington Hilton, Dallas
   - Bradford Plaza Hotel, Dallas
   - Bristol Suites, Dallas
   - Convention Center Hotel-Proposed, Dallas
   - Courtyard by Marriott, Dallas
   - Courtyard by Marriott-Northeast, Dallas
   - Courtyard by Marriott-Plano, Dallas
   - Courtyard by Marriott-Stemmons, Dallas
   - Dallas Grand Hotel, Dallas
   - Doubletree Inn, Dallas
   - Embassy Suites, Dallas
   - Fairmont Hotel, Dallas
   - Harvey Hotel, Dallas
   - Hilltop, Dallas
   - Hilton Inn-LBJ, Dallas
   - Hilton-Arlington, Dallas
   - Holiday Inn - North, Dallas
   - Holiday Inn Crowne Plaza, Dallas
   - Holiday Inn-Brook Hollow, Dallas
   - Holiday Inn-South, Dallas
   - Houstonian Hotel, Dallas
   - Howard Johnson-East, Dallas
   - Lexington Hotel Suites, Dallas
   - Loews Anatole Hotel, Dallas
   - Marriott Hotel-Airport, Dallas
   - Marriott-Park Central, Dallas
   - Marriott-Quorum, Dallas
   - Melrose Hotel, Dallas
   - Motel 6, Dallas
   - Omni Melrose Hotel, Dallas
   - Park Plaza, Dallas
   - Propsed Hotel - DFW, Dallas
   - Ramada Inn Convention Center, Dallas
   - Ramada-Market Center, Dallas
   - Registry Hotel, Dallas
   - Residence Inn-Market Center, Dallas
   - Sheraton Grand, Dallas
   - Southland Center Hotel, Dallas
   - Statler Hilton Hotel, Dallas
   - Summit Hotel, Dallas
   - Westin Galleria Hotel, Dallas
   - La Quinta Inn, Dallas - DFW
   - La Quinta Inn, Dallas - North Park
   - La Quinta Inn, Dallas - Plano
   - La Quinta Inn, Dallas - Richardson
   - Allstar Inn, El Paso
   - Hilton Inn-Airport, El Paso
   - La Quinta Hotel-Airport, El Paso
   - Rodeway Inn, El Paso
   - Travelers Inn, El Paso
   - Westin Paso del Norte, El Paso
   - La Quinta Inn, El Paso - Lomaland
   - Allstar Inn, Euless
   - La Quinta Inn, Euless
   - Allstar Inn, Fort Worth
   - Courtyard by Marriott, Fort Worth
   - Days Inn Downtown, Fort Worth
   - Hilton Hotel, Fort Worth
   - Holiday Inn-North, Fort Worth
   - Holiday Inn-South, Fort Worth
   - Lexington Suites Hotel, Fort Worth
   - Metro Center Hotel, Fort Worth
   - Radisson Plaza Hotel, Fort Worth
   - Residence Inn, Fort Worth
   - La Quinta Inn, Fort Worth - East
   - Holiday Inn, Harlingen
   - La Quinta Inn, HI-LA Marque
   - Crowne Plaza-Houston Park, Houston
   - Days Inn, Houston
   - Days Inn-Hobby, Houston
   - Doubletree Hotel, Houston
   - Embassy Suites, Houston
   - Galleria Gardens, Houston
   - Harvest House Hotel, Houston
   - Harvey Hotel Medical Center, Houston
   - Hilton Inn-West, Houston
   - Holiday Inn I-10 East, Houston
   - Holiday Inn-Downtown, Houston
   - Holiday Inn-East, Houston
   - Holiday Inn-Greenway Plaza, Houston
   - Holiday Inn-Hobby, Houston
   - Holiday Inn-Medical Center, Houston
   - Holiday Inn-NASA, Houston
   - Holiday Inn-North, Houston
   - Holiday Inn-Northwest, Houston
   - Holiday Inn-Southwest, Houston
   - Host Hotel International, Houston
   - Hotel Meridien, Houston
   - Hotel-Proposed, Houston
   - Houston House, Houston
   - Houston Medical Center, Houston
   - Houston Park 10 Crowne Plaza, Houston
   - La Quinta Hotel-Astrodome, Houston
   - La Quinta Hotel-Baytown, Houston
   - La Quinta Hotel-CY Fair, Houston
   - La Quinta Hotel-Hobby, Houston
   - La Quinta Inn-Stafford, Houston
   - Lexington Hotel Suites, Houston
   - Marriott Astrodome, Houston
   - Marriott Hotel, Houston
   - Marriott Hotel-Medical Center, Houston
   - Marriott-Airport, Houston
   - Motel 6, Houston
   - Remington, Houston
   - Residence Inn, Houston
   - Rodeway Inn, Houston
   - Rodeway Inn-Hobby, Houston
   - Shamrock Hilton Hotel, Houston
   - Sheraton Hotel, Houston
   - Sheraton Houston House, Houston
   - Sheraton Houston Place Hotel, Houston
   - Sheraton Town and Country, Houston
   - Sofitel, Houston
   - Stouffer Greenway Plaza, Houston
   - Suite Hotel-Proposed, Houston
   - Whitehall, Houston
   - Whitehall Hotel Conversion to HI, Houston
   - La Quinta Inn, Houston  - Sharpstown
   - La Quinta Inn, Houston - East
   - La Quinta Inn, Houston - Loop 1960
   - La Quinta Inn, Houston - Northwest
   - La Quinta Inn, Houston- SW Freeway
   - Holiday Inn, Huntsville
   - Harvey Hotel DFW, Irvine
   - Allstar Inn, Irving
   - Hampton Inn, Irving
   - Hampton Inn-Proposed, Irving
   - Harvey Hotel-D/FW Airport, Irving
   - Holiday Inn-Texas Stadium, Irving
   - Marriott Hotel, Irving
   - Holiday Inn, Kingsville
   - Del Lago Hotel, Lake Conroe
   - Hilton Inn, Laredo
   - La Posada, Laredo
   - Courtyard by Marriott, Las Colinas
   - La Quinta Inn, Longview
   - Hilton Inn, Lubbock
   - Holiday Inn, Lubbock
   - Residence Inn, Lubbock
   - La Quinta Inn, Midland
   - Holiday Inn, New Braunfels
   - All Star Inn, North Richland Hills
   - La Quinta Inn, Odessa
   - Holiday Inn, Orange
   - Holiday Inn, Paris
   - Plano Harvey Hotel, Plano
   - La Quinta Inn, Round Rock
   - Sheraton Inn, San Angelo
   - Coachman Inn-Proposed, San Antonio
   - Courtyard by Marriott-Downtown, San Antonio
   - Courtyard by Marriott-Medical Ctr., San Antonio
   - Crockett Hotel, San Antonio
   - Days Inn, San Antonio
   - Fairfield - North, San Antonio
   - Gunter Hotel, San Antonio
   - Holiday Inn-Airport, San Antonio
   - Holiday Inn-Market Square, San Antonio
   - Holiday Inn-North, San Antonio
   - Holiday Inn-Northwest, San Antonio
   - Holiday Inn-Riverwalk, San Antonio
   - La Quinta Hotel-Ingram, San Antonio
   - La Quinta Hotel-Lackland, San Antonio
   - La Quinta Hotel-Toepperwein, San Antonio
   - Lexington Hotel Suites, San Antonio
   - Marriott Hotel-Proposed, San Antonio
   - Marriott Inn-North, San Antonio
   - Proposed Fairfield Inn, San Antonio
   - La Quinta Inn, San Antonio - Windsor
   - La Quinta Inn, San Antonio - Wurzbach
   - Holiday Inn, San Marcos
   - La Quinta Inn, SAT-Toepperwein
   - Sheraton Hotel, South Padre Island
   - La Quinta Inn, Tyler
   - Sheraton, Tyler
   - Sheraton Inn, Tyler
   - Traveler's Choice Inn, Tyler
   - Hilton Hotel, Waco
   - Gateway Inn, Wichita Falls
   - Hilton Hotel, Wichita Falls

  Utah
   - Mount Holly Ski Resort, Beaver
   - Hotel-Proposed, Brigham City
   - Motel-Proposed, Cedar City
   - Proposed Mayflower Hotel, Deer Valley
   - Stein Eriksen Lodge, Deer Valley
   - Deer Valley Resort, Park City
   - Omni Yarrow, Park City
   - Prospector Square Resort, Park City
   - Yarrow Resort, Park City
   - Seven Peaks Resort and Hotel, Provo
   - Comfort Inn, Salt Lake City
   - Doubletree, Salt Lake City
   - Hilton Hotel-Airport, Salt Lake City
   - Holiday Inn, Salt Lake City
   - Holiday Inn-Salt Palace, Salt Lake City
   - Hotel Utah, Salt Lake City
   - Hotel-Proposed, Salt Lake City
   - La Quinta Inn, Salt Lake City
   - Nendels Inn, Salt Lake City
   - New Grande Hotel, Salt Lake City
   - Red Lion Hotel, Salt Lake City
   - Sheraton Hotel, Salt Lake City
   - Super 8, Salt Lake City
   - University Park Hotel (Desktop Rev), Salt Lake City
   - Ramada Inn-Proposed, Sandy

  Vermont
   - Ramada Inn, Bennington
   - Bolton Valley Corporation, Bolton Valley
   - Quality Inn, Brattleboro
   - Radisson Hotel, Burlington
   - Smugglers Notch, Cambridge
   - Inn-Proposed, Essex
   - Cascade Lodge, Killington
   - Inn of the Six Mountains, Killington
   - Mountain Inn, Killington
   - Equinox Hotel, Manchester
   - Howard Johnson Inn, Rutland
   - Quality Inn, Stowe
   - Conference Center-Proposed, Stratton Mountain
   - Sugarbush Inn, Sugarbush
   - Susse Chalet, Williston

  Virginia
   - Comfort Inn, Abingdon
   - Best Western, Alexandria
   - Comfort Inn, Alexandria
   - Compri Hotel-Proposed, Alexandria
   - Embassy Suites, Alexandria
   - Howard Johnson, Alexandria
   - Marriott Suites, Alexandria
   - Ramada Inn, Alexandria
   - Best Western, Arlington
   - Gateway Marriott, Arlington
   - Hyatt Arlington Hotel, Arlington
   - Hyatt Regency, Arlington
   - Key Bridge Marriott, Arlington
   - Marriott Hotel, Arlington
   - Sheraton Crystal City Hotel, Arlington
   - Sheraton National Hotel, Arlington
   - Stouffer Concourse Hotel, Arlington
   - Mountain Lake Hotel, Blacksburg
   - Holiday Inn, Bristol
   - Howard Johnson, Bristol
   - Days Inn, Carmel Church
   - Westfields International, Chantilly
   - Boar's Head Inn, Charlottesville
   - Cavalier Inn, Charlottesville
   - Courtyard by Marriott, Charlottesville
   - Hilton-University, Charlottesville
   - Holiday Inn-North, Charlottesville
   - Omni Charlottesville, Charlottesville
   - Radisson-Proposed, Charlottesville
   - Super 8, Charlottesville
   - Days Inn, Chester
   - Howard Johnson, Chester
   - Days Inn, Colonial Heights
   - Holiday Inn, Covington
   - Embassy Suites, Crystal City
   - Holiday Inn Crowne Plaza, Crystal City
   - Hyatt Hotel, Crystal City
   - Marriott Crystal Gateway Hotel, Crystal City
   - Comfort Inn-Proposed, Dahlgren
   - Days Inn, Emporia
   - Courtyard by Marriott, Fairfax
   - Embassy Suites, Fairfax
   - Neighborhood Suites-Proposed, Fairfax
   - Hampton Inn-Proposed, Fairfax City
   - Westfields International, Fairfax County
   - Marriott Hotel, Fairview
   - Econo Lodge, Farmingville
   - Comfort Inn-Proposed, Farmville
   - Comfort Inn, Frederick County
   - Motel 6, Fredericksburg
   - Courtyard by Marriott, Hampton
   - Days Inn, Hampton
   - Fairfield Inn, Hampton
   - Courtyard by Marriott, Herndon
   - Embassy Suites Hotel, Herndon
   - Ramada Renaissance and Health Club, Herndon
   - Residence Inn-Proposed, Herndon
   - Worldgate Marriott Hotel, Herndon
   - Hotel-Proposed, Hopewell
   - Keswick Inn, Keswick
   - Holiday Inn, Lexington
   - Radisson Hotel, Lynchburg
   - Courtyard by Marriott, Manassas
   - Holiday Inn, Marion
   - Hilton, McLean
   - Days Inn, Norfolk
   - Marriott Waterside Hotel, Norfolk
   - Omni Hotel, Norfolk
   - Waterfront Hotel - Proposed, Norfolk
   - 135-Suite Hotel-Proposed, Portsmouth
   - Waterfront Suite Hotel-Proposed, Portsmouth
   - Comfort Inn, Princeton
   - Comfort Inn, Pulaski County
   - Embassy Suites Hotel, Reston
   - Hyatt Hotel, Reston
   - Best Western Kings Quarters, Richmond
   - Courtyard by Marriott, Richmond
   - Embassy Suites Hotel, Richmond
   - Hampton Inn, Richmond
   - Holiday Inn, Richmond
   - Howard Johnson Lodge, Richmond
   - Hyatt House Hotel, Richmond
   - La Quinta Hotel, Richmond
   - Marriott Hotel, Richmond
   - Omni Richmond, Richmond
   - Radisson Hotel, Richmond
   - Ramada Renaissance Hotel, Richmond
   - Residence Inn, Richmond
   - Days Inn, Richmond (Broad)
   - Days Inn, Richmond (Byrd)
   - Holiday Inn, Roanoke
   - Holiday Inn - Airport, Roanoke
   - Holiday Inn - Civic Center, Roanoke
   - Holiday Inn - South, Roanoke
   - Hotel Roanoke, Roanoke
   - Howard Johnson, Roanoke
   - Marriott - Roanoke Airport, Roanoke
   - Marriott Hotel, Roanoke
   - Holiday Inn, Salem
   - Super 8, South Hill
   - Days Inn, Springfield
   - Hilton, Springfield
   - Holiday Inn, Staunton
   - Stonewall Jackson Hotel, Staunton
   - Hampton Inn - Proposed, Tyson's Corner
   - Embassy Suites, Tysons Corner
   - Marriott Hotel, Tysons Corner
   - Residence Inn, Tysons Corner
   - Ritz Carlton-Proposed, Tysons Corner
   - Courtyard by Marriott, Virginia Beach
   - Courtyard by Marriott-Lynnhaven, Virginia Beach
   - Fairfield Inn, Virginia Beach
   - Hotel-Proposed, Virginia Beach
   - Pavilion Tower Hotel, Virginia Beach
   - Ramada Inn - Oceanside, Virginia Beach
   - International Conference Center, Westfields
   - Howard Johnson, Wheeling
   - Fort Magruder Inn, Williamsburg
   - Governor's Inn, Williamsburg
   - Holiday Inn-East, Williamsburg
   - Holiday Inn-West, Williamsburg
   - Royce Hotel, Williamsburg
   - Williamsburg Hilton, Williamsburg
   - Best Western-Proposed, Wytheville

  Washington
   - Bellevue Thunderbird Motor Inn, Bellevue
   - Embassy Suites, Bellevue
   - Hampton Inn, Bellevue
   - La Quinta, Bellevue
   - Residence Inn Seattle-East, Bellevue
   - Ramada Inn, Bothell
   - Rattling Spring Hotel, Harpers Ferry
   - Motel 6, Issaquah
   - AmeriSuite, Kent
   - Homecourt Suite Hotel, Kent
   - Embassy Suite, Lynnwood
   - Residence Inn-Seattle North, Lynnwood
   - Red Lion Inn at Pasco, Pasco
   - Redmond Motel, Redmond
   - Hampton Inn, Sea Tac
   - Holiday Inn Airport, Sea Tac
   - Thunderbird Inn, Sea Tac
   - Alexis Hotel, Seattle
   - Courtyard by Marriott-South Center, Seattle
   - Doubletree Inn at South Center, Seattle
   - Doubletree Plaza, Seattle
   - Hampton Inn-Airport, Seattle
   - Holiday Inn Crowne Plaza, Seattle
   - Holiday Inn-Sea Tac, Seattle
   - La Quinta, Seattle
   - Lake Union Residence Inn, Seattle
   - Marriott Hotel-Airport, Seattle
   - Marriott Sea-Tac Hotel, Seattle
   - Plaza Park Suites, Seattle
   - Ramada Inn-Airport, Seattle
   - Red Lion, Seattle
   - Stouffer Madison Hotel, Seattle
   - Travelodge-Proposed, Seattle
   - Westin Hotel, Seattle
   - Courtyard by Marriott, Spokane
   - Gateway Hotel, Spokane
   - Holiday Inn-West, Spokane
   - Red Lion Inn, Spokane
   - Super 8, Spokane
   - Hilton-Village Green, Tacoma
   - Hotel-Proposed, Tacoma
   - Park Shore Inn, Tacoma
   - Tacoma Sheraton Hotel, Tacoma
   - Embassy Suites Hotel, Tukwila
   - Hampton Inn, Tukwila
   - Residence Inn-Seattle South, Tukwila
   - Red Lion Quay, Vancouver
   - Residence Inn-Portland North, Vancouver
   - Super 8, Wenatchee
   - Thunderbird Motor Inn, Yakima

  West Virginia
   - Comfort Inn-Proposed, Charleston
   - Holiday Inn, Clarksburg
   - Holiday Inn, Fairmont
   - Hotel-Proposed, Harpers Ferry
   - Holiday Inn, Huntington
   - Comfort Inn-Proposed, Morgantown
   - Holiday Inn, Morgantown
   - Motel-Proposed, Morgantown
   - Comfort Inn, Princeton
   - Motel-Proposed, Princeton
   - Hotel-Proposed, Wheeling
   - Howard Johnson, Wheeling

  Wisconsin
   - Super 8, Ashland
   - Holiday Inn, Beloit
   - Embassy Suites Hotel-Proposed, Brookfield
   - Marriott-Milwaukee, Brookfield
   - Holiday Inn, Eau Claire
   - Residence Inn, Glendale
   - Granada Royale-Proposed, Green Bay
   - Holiday Inn-Downtown, Green Bay
   - Residence Inn-Proposed, Green Bay
   - Super 8, Janesville
   - Super 8, Kenosha
   - Playboy Resort, Lake Geneva
   - Concourse Hotel, Madison
   - Fairfield Inn, Madison
   - Hampton Inn - East, Madison
   - Hampton Inn - West, Madison
   - Compri Hotel-Proposed, Milwaukee
   - Embassy Suite, Milwaukee
   - Fairfield Inn, Milwaukee
   - Holiday Inn-Airport, Milwaukee
   - Holiday Inn-West, Milwaukee
   - Hotel and Conv. Ctr. East-Proposed, Milwaukee
   - Hyatt Regency, Milwaukee
   - Marc Plaza, Milwaukee
   - Marriott Inn, Milwaukee
   - Omni Suite Hotel-Proposed, Milwaukee
   - Super 8-Airport, Milwaukee
   - Olympia Village Resort, Oconomowoc
   - Scotsland Resort, Oconomowoc
   - Sheraton, Racine
   - Claridge Motor Inn, Rhinelander
   - Super 8, Waukesha
   - Holiday Inn, Wausau
   - Mead Inn, Wisconsin Rapids

  Wyoming
   - Days Inn, Casper
   - Flying L. Skytel, Cody
   - Super 8, Cody
   - Snow King Resort, Jackson
   - Super 8, Jackson
   - Wort Hotel, Jackson
   - Development-Proposed, Jackson Hole
   - Colter Bay Village, Moran
   - Jackson Lake Lodge, Moran
   - Jenny Lake Lodge, Moran
   - Best Western-Bel Air, Rawlins
   - Bridger Inn, Rawlins
   - La Quinta Inn, Rock Springs

  Western Europe

  Belgium
   - Oostkamp Hotel, Bruges
   - Proposed Residence Inn, Brussels
   - SAS Royal Hotel, Brussels

  Denmark
   - Proposed Hotel, Copenhagen

  France
   - The Miramar, Biarritz
   - Chateau D'arc en Barroi, Haute-Marne
   - Le Grand, Paris
   - Royal Monceau, Paris

  Germany
   - Cumberland House, Berlin
   - Munchen Penta Hotel, Munchen

  Holland
   - Carlton - Cannes & Amstel, Amsterdam
   - The Pulitzer Hotel, Amsterdam

  Spain
   - Le Meridien, Barcelona
   - Princess Sophia, Barcelona
   - Hotel Los Monteros, Marbella
   - Incosol Spa & Hotel, Marbella
   - Proposed Hyatt Resort, Marbella

  United Kingdom
   - Copthorne Hotel, Aberdeen
   - Copthorne Hotel, Birmingham
   - Hyatt Regency, Birmingham
   - Holiday Inn, Cambridge
   - Copthorne Hotel, Cardiff
   - Great Eastern Hotel, England
   - Copthorne Hotel, Glasgow
   - Hanbury Manor Hotel, Hertfordshire
   - 47 Park Street, London
   - Bailey's Hotel, London
   - Basil Street Hotel, London
   - Basil Street Hotel, Knightsbridge, London
   - Britannic Tower, London
   - Chelsea Hotel, London
   - Chesterfield Hotel, London
   - Chesterfield Hotel, Mayfair, London
   - Copthorne Hotels, London
   - Copthorne Tara Hotel, London
   - Dorchester Mayfair, London
   - Executive Hotel, London
   - Marriott Hotel, London
   - May Fair, London
   - Plaza Hotel, London
   - Proposed Hotel Conversion, London
   - Proposed Hotel-The City, London
   - Regent Hotel, London
   - Regent London Hotel, London
   - Sheraton Belgravia, London
   - Sheraton Park Tower, London
   - St. James Court Hotel, London
   - The Executive Hotel, London
   - Windsor Hotel, London
   - Copthorne Hotel, Manchester
   - Copthorne Hotel, Newcastle
   - Copthorne Hotel, Slough/Windsor
   - Swallow Hotel, Stockton
   - Copthorne Hotel-Effingham Park, Sussex
   - Copthorne Hotel-Gatwick, Sussex

  Middle East and North Africa

  Egypt
   - Sheraton Anni Cruise Ship,
   - Sheraton Aton Cruise Ship,
   - Sheraton Hotp Cruise Ship,
   - Sheraton Tut Cruise ship,
   - Aswan Oberol Hotel, Aswan
   - Cairo Sheraton Hotel, Cairo
   - Hotel - Proposed, Cairo
   - Lido Hotel, Cairo
   - Meridien Hotel, Cairo
   - Novotel Cairo Airport, Heliopolis, Cairo
   - Proposed Resort Complex, Hurghada
   - Luxor Sheraton Hotel, Luxor
   - Proposed Hotel, Luxor
   - Fayrouz Village Hotel, Sharm El Sheikh, Sinai
   - Coral Village Hotel, Nuweiba, Sinai
   - Hotel - Proposed, Dahab, Sinai
   - Hotel - Proposed, St. Catherine, Sinai

  Greece
   - Athens Hilton & Proposed Hotel, Athens
   - Caravel Hotel, Athens
   - Proposed Sargani Hotel & Bungalows, Halkidiki
   - Rhodes Hotel  -Proposed, Rhodes

  Israel
   - Proposed Inter-Continental Hotel, Tel Aviv

  Lebanon
   - Hotel Market Review, Beruit

  Morocco
   - El Minzah Hotel, Tangier

  Nigeria
   - Proposed Sheraton Hotel, Port Harcourt

  Saudi Arabia
   - Proposed Jeddah Corniche Project, Jeddah

  Tunisia
   - Proposed Hotel, Hammamet

  Turkey
   - Hotel Conrad, Istanbul

  Latin America and the Caribbean

  Bahamas
   - Eleuthera Joint Venture, Eleuthera
   - Cape Eleuthera Island Hotel, Eleuthera Island
   - Eleuthera Joint Venture, Eleuthra
   - The Montague, Nassau
   - Paradise Island Hotel, Paradise Island
   - Resorts Int'l Hotel and Casino, Paradise Island

  Belize
   - Journey's End Caribbean Club, Abergris Caye

  Bermuda
   - Sonesta Hotel, Bermuda

  Brazil
   - Quatro Rodas Hotel, Recife

  Colombia
   - Charleston Hotel - Proposed, Barranquilla
   - Bella Suiza Hotel, Bogota
   - Hotel & Convention Center -Proposed, Cali
   - Cartagena Hilton, Cartagena
   - El Faro de Cartagena Resort Propose, Cartagena
   - Proposed Indian Sea and Sun Resort, Cartagena
   - Hotel De Isleno, San Andres Isla
   - Santamar Hotel, Santa Marta

  Curacao
   - Ramada Renaissance Hotel and Casino,

  Honduras
   - Inn Of The Sun, Guanaja

  Jamaica
   - Holiday Inn-Rose Hall, Montego Bay
   - Americana Eden II, Ocho Rios

  Mexico
   - Posadas de Mexico Hotels,
   - Americana Condesa Del Mar, Acapulco
   - Americana El Presidente Hotel, Acapulco
   - Resort-Proposed, Cabo San Lucas
   - Palacio Del Margus, Chiconcuac
   - Omni Hotel, Ixtapa
   - Fiesta Inn-Proposed, Leon
   - Karmina Place, Manzanillo
   - Hotel - Proposed, Mexico City
   - La Jolla de Mismaloya, Puerta Vallarta

  Netherland Antilles
   - Divi Divi Beach Resort, Aruba
   - Divi Tamarijn Beach Resort, Aruba
   - Golden Anchor, Bonaire
   - Resort Hotel-Proposed, Bonaire
   - Ramada Renaissance Hotel and Casino, Curacao
   - Cupecoy Beach Club Hotel, St. Maarten
   - Dawn Beach Hotel, St. Maarten
   - Dawn Beach Resort, St. Maarten
   - Mullet Bay Resort, St. Maarten
   - Oyster Pond Hotel, St. Maarten

  Puerto Rico
   - Hyatt Dorado Beach Hotel, Dorado
   - Hyatt Regency Cerromar Hotel, Dorado
   - Hotel - Proposed, Fajardo
   - Hotel Puerto Rico, Fajardo
   - Westin Resort-Proposed, Palmer
   - Marriott Resort & Casino-Proposed, Puerto Rico
   - Carib Inn, San Juan
   - Dupont Plaza, San Juan
   - El San Juan Hotel and Casino, San Juan
   - Howard Johnson Hotel, San Juan
   - Marriott - Proposed, San Juan
   - Marriott Update - Proposed, San Juan
   - Sands Hotel and Casino, San Juan

  Virgin Islands
   - Caneel Bay, St. Croix
   - Carambola Beach Resort, St. Croix
   - Hotel - Proposed, St. Croix
   - St. Croix Development, St. Croix
   - Caneel Bay, St. John
   - Pineapple Beach Hotel, St. Thomas
   - Sugar Bay Plantation, St. Thomas
   - Virgin Grand Hotel, St. Thomas
   - Virgin Isle Hotel, St. Thomas
   - Little Dix Bay, Virgin Borda

  Eastern Europe

  Croatia
   - Two Hotels, Dubrovnik

  Czech Republic
   - Voronesh Hotel Complex, Brno
   - Proposed Four Seasons Hotel, Prague

  Hungary
   - Proposed Resort Hotel, Babolna
   - Duna Inter-Continental, Budapest

  Latvia
   - Daugava Hotel-Proposed, Riga
   - Proposed Hotel, Riga

  Poland
   - Holiday Inn, Krakow
   - Marriott Hotel - Proposed, Poznan
   - Proposed Hotel, Poznan
   - Radisson Hotel, Szczecin
   - Bristol Hotel, Warsaw
   - Holiday Inn, Warsaw
   - Orbis Joint Venture, Warsaw
   - Proposed Hotel, Warsaw
   - Sheraton Hotel - Proposed, Warsaw
   - Zakopane Resort Complex, Zakopane

  Russia
   - Kamiennyi Most Hotel & Business, Moscow
   - Savoy Hotel, Moscow

  Asia

  Korea
   - Ultrapolis 3000, Seoul

  Malaysia
   - UP 3000 Hotel-Proposed, Selangor

  Singapore
   - Resort Hotels - Proposed,
   - Ultrapolis 3000, Singapore

  West Indies
   - Proposed Blue Lagoon Resort, St. Martin

Hospitality Valuation Services                                 Mineola, New York
--------------------------------------------------------------------------------

=============
     HVS
-------------
International
=============


================================================================================
Hospitality Valuation Services

Industry Leader

Hospitality Valuation Services (HVS) was created in 1980 to satisfy the ever-increasing demand for reliable and well-documented hotel/motel valuations, market studies, and feasibility reports. As the nation's leading real estate appraisal organization devoted exclusively to lodging properties, HVS offers owners, investors, and lenders in-depth valuation and market research expertise.

Our professional staff, operating on a worldwide basis with offices in New York, San Francisco, Miami, Boulder, Vancouver, and London, has appraised more than 4,000 hotels and motels in every state and over 32 foreign countries. Each member of Hospitality Valuation Services is well versed in lodging operations. Most have college degrees in hotel administration as well as actual on-the-job hotel experience. Coupled with intense training in real estate appraisal theory and techniques, we are highly qualified to handle the unique characteristics of hostelry valuations.

Excellence Through Specialization

An important feature of our valuation and feasibility services is specialization. Daily exposure on a global basis to a wide variety of hotel transactions and operating statistics, along with actual buyers and sellers, provides the data to thoroughly document our reports.

HVS maintains the industry's largest database of hotel valuation information:

      o     Data on over 4,000 hotel transactions;

      o     Over 3,500 actual financial statements;

      o Thousands of management contracts, franchise agreements, mortgages, leases, and other similar documents;

      o     Personal contacts at every major hotel company;

      o Names and addresses of over 10,000 hotel owners, investors, lenders, and operators.

Hospitality Valuation Services                                 Mineola, New York
--------------------------------------------------------------------------------

=============
     HVS
-------------
International
=============


Innovative research in hotel valuation techniques is set forth in the textbooks we authored for the Appraisal Institute, entitled The Computerized Income Approach to Hotel/Motel Market Studies and Valuations and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations. These publications, along with more than 300 articles, are recognized as the authoritative standard for valuing lodging facilities and performing market feasibility studies. In addition, we have developed Hospitality Valuation Software, a computerized package that assists appraisers and consultants in evaluating market trends and preparing financial forecasts.

Full-Service Hotel Consulting

With a reputation established by providing highly detailed hotel valuations that are accepted and relied upon by virtually every major hotel owner, lender, and operator, HVS has branched out to offer a full range of consulting services.

      o HVS Consulting Services: Valuations, market feasibility studies, economic studies, management contract and franchise negotiations, development assistance, and expert testimony.

      o HVS Executive Search: Recruitment and placement of top-level hotel management personnel.

      o HVS Eco Services: Environmental audits and assistance in implementing programs including water and energy management, recycling, and green product selection. Provides ECOTEL certifications to environmentally sensitive hotels.

      o HVS Gaming Services: Specialized market, valuation, and consulting services for casinos and other types of gaming activities.

      o     HEI Hotels: Hotel ownership and management.

Long-Term Relationship

Hospitality Valuation Services is in business for the long-term. We are dedicated to providing our clients with the highest quality consulting services. Should you require assistance in any areas covered by our expertise, please contact any member of our team at (516) 248-8828.

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                      ==========================================================


                      APPRAISAL OF REAL PROPERTY

                      605 Third Avenue
                      New York, New York


                      ==========================================================

                      IN A SELF-CONTAINED REPORT


                      As of August 1, 1997



                      Prepared For:

                      Morgan Stanley Realty, Inc.
                      1585 Broadway
                      New York, New York


                      Prepared By:

                      Cushman & Wakefield, Inc.
                      Valuation Advisory Services
                      51 West 52nd Street, 9th Floor
                      New York, NY  10019

Cushman & Wakefield, Inc.                                   CUSHMAN &
51 West 52nd Street                                        WAKEFIELD(R)
New York, NY 10019-6178
(212) 841-7500                                         Improving your place
                                                           in the world


July 30, 1997


Mr. Shirish B. Godbole
Vice President
Morgan Stanley Realty, Inc.
1585 Broadway
New York, New York

Re:   Appraisal of Real Property
      605 Third Avenue
      New York, New York

Dear Mr. Godbole:

      In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, Inc. is pleased to transmit our self-contained appraisal report estimating the market value of the leased fee interest in the referenced real property on an "as is" basis.

      As specified in the Letter of Engagement, the value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report.

      This report was prepared for Morgan Stanley Realty, Inc. (client) and it is intended only for the specified use of the client. It may be not be distributed to or relied upon by other persons or entities without written permission of the appraiser.

      The appraisal report has been prepared in accordance with our interpretation of your institution's guidelines, Title 11 of the Financial Institution's Reform, Recovery, and Enforcement Act of 1989 (FIRREA) and the Uniform Standards of Professional Practice, including the Competency Provision.

      The property was inspected by and the report was prepared by Travis W. Walsh, MAI, CRE.

Cushman & Wakefield, Inc.

Mr. Shirish B. Godbole
Morgan Stanley Realty, Inc.            Page 2                      July 30, 1997

         As a result of our analysis, it is our opinion that the market value of the leased fee estate in the subject property, subject to the assumptions, limiting conditions, certifications, and definitions, as of August 1, 1997, is:

                       ONE HUNDRED EIGHTY MILLION DOLLARS
                                  $180,000,000.


Respectfully submitted,

Cushman & Wakefield, Inc.


/s/Travis W. Walsh
Travis W. Walsh, MAI, CRE
Director
Valuation Advisory Services
State Certified Appraiser No. 46000005074

TWW:mls

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Location:                                 605 Third Avenue
                                          New York, New York

Assessor's Parcel Number:                 Block 920, Lot 12

Interest Appraised:                       Leased Fee Estate

Date of Value:                            August 1, 1997

Date of Inspection:                       July 30, 1997

Ownership
    Leased Fee Estate:                    Fisher 40th and 3rd Company and
                                          Hawaiian Realty, Inc.

Land Area:                                71,210+/- square feet

Zoning:                                   C5-3 and C1-9, General Central
                                          Commercial District

Highest and Best Use
    If Vacant:                            Eventual development as an office
                                          building, consisting of large floor
                                          plates catering to Class A office
                                          users.

    As Improved:                          Existing use as a multi-tenanted
                                          office building containing office
                                          space on the upper floors with retail
                                          space on the ground level and a
                                          parking garage.

Improvements
    Type:                                 43-story multi-tenanted Class A office
                                          building.

    Year Built:                           1963

    Type of Construction:                 Structural steel, concrete and glass

Size
    Total Rentable Area:                  984,447+/- square feet

Condition:                                Excellent

Operating Data and Forecasts
    Current Occupancy:                    98.1+/-%

    Forecasted Stabilized Occupancy:      96+/-%

Value Indicators
    Sales Comparison Approach:            $180,000,000

                                        Summary of Salient Facts and Conclusions
================================================================================

Income Approach
    Discounted Cash Flow Income Growth
    Rate:                                 4% per annum
    Tax Growth Rate:                      2-1/2% per annum
    Expense Growth Rate:                  4% per annum

Tenant Improvements
    Vacant Space/New Leases:              $40 per square foot increasing at 4%
                                          per year
                                          $40 per square foot increasing at 4%
                                          per year

    Renewal Tenants:                      2000 and thereafter - $20 per square
                                          foot increasing at 4% per year
                                          commencing 1997.

    Vacancy Between Tenancies:            6 months weighted for renewal
                                          probability
    Renewal Probability:                  50%
    Terminal Overall Rate:                8.5% to 9.0%
    Cost of Sale at Reversion:            4%
    Discount Rate:                        11.0% to 11.5%

Indicated Value
    Discounted Cash Flow Analysis:        $180,000,000

Value Conclusion
    As Is:                                $180,000,000

Estimated Marketing Time:                 Less than 12 months

Special Assumptions:                      Please refer to the complete list of
                                          Assumptions and Limiting Conditions
                                          included at the end of this report.

                                                                     PHOTOGRAPHS
================================================================================

                               [GRAPHIC OMITTED]

               605 Third Avenue looking southeast on Third Avenue.

                                                 Photographs of Subject Property
================================================================================

                               [GRAPHIC OMITTED]

               605 Third Avenue looking northeast on Third Avenue.

                                                 Photographs of Subject Property
================================================================================

                               [GRAPHIC OMITTED]

                         Looking south on Third Avenue.


                               [GRAPHIC OMITTED]

                         Looking north on Third Avenue.

                                                 Photographs of Subject Property
================================================================================

                               [GRAPHIC OMITTED]

                        Looking east on East 39th Street.


                               [GRAPHIC OMITTED]

                       Looking west on East 39th Street.

                                                 Photographs of Subject Property
================================================================================

                               [GRAPHIC OMITTED]

                        Looking east on East 40th Street.


                               [GRAPHIC OMITTED]

                        Looking west on East 40th Street.

                                                 Photographs of Subject Property
================================================================================

                               [GRAPHIC OMITTED]

                      Parking garage from East 39th Street.


                               [GRAPHIC OMITTED]

                      Parking garage from East 40th Street.

                                                 Photographs of Subject Property
================================================================================

                               [GRAPHIC OMITTED]

                Looking north on the Midtown Tunnel access road.


                               [GRAPHIC OMITTED]

                Looking south on the Midtown Tunnel access road.

                                                                     Photographs
================================================================================

                               [GRAPHIC OMITTED]

                           Lobby of 605 Third Avenue.

                                                                     Photographs
================================================================================

                               [GRAPHIC OMITTED]

                      View looking northeast from the roof.


                               [GRAPHIC OMITTED]

                      View looking northwest from the roof.

                                                                     Photographs
================================================================================

                               [GRAPHIC OMITTED]

                        View looking east from the roof.


                               [GRAPHIC OMITTED]

                        View looking south from the roof.

                                                               TABLE OF CONTENTS
================================================================================
                                                                            Page

INTRODUCTION ..............................................................    1
      Identification of Property ..........................................    1
      Property Ownership and Recent History ...............................    1
      Purpose and Intended Use of the Appraisal ...........................    1
      Extent of the Appraisal Process .....................................    1
      Date of Value and Property Inspection ...............................    2
      Property Rights Appraised ...........................................    2
      Definitions of Value, Interest Appraised, and Other Pertinent Terms .    2
      Legal Description ...................................................    3

NEW YORK REGIONAL ANALYSIS ................................................    4

MIDTOWN MANHATTAN OFFICE MARKET ANALYSIS ..................................   12

NEIGHBORHOOD ANALYSIS .....................................................   29

PROPERTY DESCRIPTION ......................................................   49
      Site Description ....................................................   49
      Improvements Description ............................................   50

REAL PROPERTY TAXES AND ASSESSMENTS .......................................   54

ZONING ....................................................................   57

HIGHEST AND BEST USE ......................................................   58

VALUATION PROCESS .........................................................   60

SALES COMPARISON APPROACH .................................................   61

INCOME CAPITALIZATION APPROACH ............................................   64

RECONCILIATION AND FINAL VALUE ESTIMATE ...................................   85

ASSUMPTIONS AND LIMITING CONDITIONS .......................................   87

CERTIFICATION OF APPRAISAL ................................................   89

ADDENDA ...................................................................   90
         Improved Property Sales
         Prime Tenant Rent Roll
         Appraisers' Qualifications

                                                                    INTRODUCTION
================================================================================

Identification of Property

      The subject property consists of a 43-story, Class A office structure with a detached garage, located on the easterly blockfront of Third Avenue between East 39th Street and East 40th Street in Midtown Manhattan. The property is known by the street address 605 Third Avenue, New York, New York. The property is identified on the Tax Map of the City of New York as Lot 12, Block 920.

Property Ownership and Recent History

      The leased fee estate in the property is owned by Fisher 40th and 3rd Company and Hawaiian Realty, Inc. There have been no transfers of ownership involving this property within the last five years.

Purpose and Intended Use of the Appraisal

      The purpose of the appraisal is to estimate the market value of the leased fee estate in the property, in its "as is" condition, based upon prevailing market conditions, as of August 1, 1997. The function of this appraisal is its use by Fisher Brothers in conjunction with a mortgage financing of the property.

Extent of the Appraisal Process

      In the process of preparing this appraisal, we:

      o Inspected the exterior of the building, the site improvements and a representative sample of tenant spaces.

      o     Interviewed a representative of the property management company.

      o Reviewed leasing policy, concessions, tenant build-out allowances and history of rental rates and occupancy with the building manager and leasing personnel.

      o Reviewed a detailed history of income and expenses and a budget forecast for 1997, including the budget for planned capital expenditures and repairs.

      o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing buildings, including interviews with on-site managers and a review of our own data base from previous appraisal files.

      o Prepared an estimate of stabilized income and expense (for capitalization purposes).

      o Conducted market inquiries into recent sales of similar buildings to ascertain sales price per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers. (See detailed sales write-ups in Addenda for more complete information on the verification process.)

      o     Prepared Sales Comparison and Income Approaches to value.

================================================================================


                                       -1-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================

Date of Value and Property Inspection

      The date of value is August 1, 1997. Our most recent inspection of the property was July 20, 1997.

Property Rights Appraised

      Leased fee estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

      The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

      Exposure Time

      Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

      The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

      Leased Fee Estate

      An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

================================================================================


                                       -2-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================

      The following definitions are taken from various sources:

      Market Value As Is on Appraisal Date

      Value of the property appraised in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications on the effective date of appraisal.

Legal Description

      We have not been provided with a metes and bounds legal description for the property and therefore, have not included one within this report. The property is legally identified on the Tax Map of the City of New York as Block 920, Lot 12.

================================================================================


                                       -3-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                               [GRAPHIC OMITTED]

                                  Regional Map

                                                      NEW YORK REGIONAL ANALYSIS
================================================================================

Area Overview

      The New York metropolitan area, centered in New York City, is the nation's center for finance, the arts, media, fashion, telecommunications and corporate headquarters. The region generally encompasses 20 counties in three states, extending for a radius of approximately 50 miles from New York City. Included in this area are: New York City's five boroughs of Manhattan, Brooklyn, Queens, Bronx and Staten Island; the New York State counties of Nassau, Suffolk, Westchester, Rockland, Orange and Putnam; the northern New Jersey counties of Bergen, Essex, Hudson, Union, Middlesex, Passaic, Somerset and Morris; and the southern Connecticut county of Fairfield.

Population Trends

      The New York area is the largest metropolitan area in the country in terms of population. The following chart provides population growth for the metropolitan area between 1980 and 1990, estimated figures for 1996 and projected population statistics for the year 2001.

====================================================================================================================================
                                                New York Metropolitan Area Population
====================================================================================================================================
                                                                                            % Increase                   % Increase
                                    1980            1990       % Increase       1996        1990-1996         2001        1996-2001
County                             Census          Census       1980-1990     Estimated       (Est.)       Projection    (Projected)
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New York City                     7,071,641       7,322,564         3.5%       7,382,450        0.82%       7,466,689        1.14%
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NYS (Nassau/
Suffolk/Westchester/
Rockland/Orange/
Putnam)                           4,068,738       4,141,141         1.8%       4,255,711        2.77%       4,313,220        1.53%
------------------------------------------------------------------------------------------------------------------------------------
New Jersey
Counties                          4,411,992       4,436,976        0.57%       4,497,693        1.37%       4,434,801      -1.40%
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Connecticut
Fairfield                           807,143         827,645         2.5%         834,637        0.84%         845,931        1.35%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                            16,359,512      16,728,326         2.3%      16,970,491        1.76%      17,060,641        0.53%
====================================================================================================================================
Source:  Equifax National Decision Systems
====================================================================================================================================

Transportation

      Metropolitan New York is served by the most diverse transportation system in the United States. The region's transportation network links the area to regional, national and global commerce and trade. A brief synopsis of the region's transportation system follows below.

      Rail System

      o NYC Subway system: 710-mile subway line servicing 3.5 million passengers a day.

      o Metro North: Based in the landmark Grand Central Terminal in Midtown Manhattan, train lines span Westchester and Putnam counties in New York and Fairfield County, Connecticut to an 80-mile radius. Over 100,000 passengers use this system daily.

      o Long Island Railroad: Commuter line to Pennsylvania Station in Manhattan and to Atlantic Terminal in Brooklyn servicing over 270,000 commuters daily. Improvements are scheduled for the next few years, including the addition of 24 new "dual mode" locomotive engines that allow trains to switch between

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                                                      New York Regional Analysis
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            diesel and electric power while en route so that passengers will no longer have to switch trains when the tracks change. In addition, over 120 new rail cars will be added to the fleet and 13 additional stations are to be equipped with automatic ticket vending machines.

      o (PATH) - Port Authority Trans-Hudson subway system: Services nearly 200,000 commuters daily from Newark and Hoboken to Manhattan.

      o New Jersey Transit-rail: Train service for commuters in the northern part of the state to either Hoboken, New Jersey or Pennsylvania Station in Manhattan. Plans are currently underway for a 20.5-mile technologically advanced light rail system from Bayonne to Hoboken, ultimately extending to Ridgefield, which will make a great improvement in transportation in Hudson County. Construction of the first phase (between Bayonne and Hoboken) is scheduled to begin shortly, with completion expected by the year 2000.

      Bus System

      o New York City Transit: Regularly scheduled bus service in New York City's five boroughs handles over one million riders daily.

      o Port Authority Bus Terminal: Regional bus lines servicing an average of 175,000 passengers daily, with most service to and from New Jersey.

      Airports

      o The region contains three major commercial airports: Newark, LaGuardia and Kennedy International (JFK). Newark Airport, in New Jersey, recently opened a new international terminal, doubling the airport's ability to process international passengers. A $350 million monorail system, connecting the three passenger terminals to the airport's long-term parking lots, opened last spring. Plans are being made to extend the monorail to nearby Amtrak and New Jersey Transit rail stations. At JFK Airport in Queens, a $1.1 billion redevelopment project to expand and improve its international arrivals and customs facilities is expected to begin during 1997. Construction of a light rail system providing passengers with a link between terminals as well as connections from the airport to the New York City subway system and the Long Island Rail Road will be scheduled in phases to minimize disruptions at the airport. A $549 million roadway/utility renewal effort and a $63 million air traffic control tower will also greatly improve conditions for travelers. Major improvements at LaGuardia Airport include a new passenger terminal and improved roadways to expedite traffic flow into and out of the airport. Renovation work continues in the main terminal and a new retail and food court is being built.

      Ferries

      o Regularly scheduled service runs from Staten Island, Brooklyn and several New Jersey cities to Downtown and Midtown Manhattan.

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                                                      New York Regional Analysis
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Regional Economic and Employment Trends

      The New York metropolitan region saw a net increase of nearly 48,000 new jobs in the last 12-month period ending October 1996, the highest increase so far this decade. Northern New Jersey's employment outlook also improved, though slightly, with a gain of 9,800 new jobs.

      Outlined below are the most current employment statistics available by industry.

      o The service industry experienced 94 percent of the area's overall job growth, the largest gain in employment during the last twelve months. The New York area netted 35,300 new jobs, Long Island expanded by approximately 10,000, and New Jersey increased its service sector jobs by 15,000.

      o The second-largest employment increase in the New York region occurred in the retail trade, with over 11,000 new jobs in New York City, boosted by the surge of retail and entertainment projects. In particular, the Midtown Manhattan area has been transformed by a plethora of retailers, such as Kmart, Tower Records, Barnes & Noble, The Gap, Pottery Barn, the Disney Store, Nike town and Reebok Sports Club. Madison Avenue, one of the most desirable and expensive retail locales in the world, recently opened its doors to highly sought-after designers such as Calvin Klein, Valentino and Giorgio Armani. On Long Island, 6,600 retailing jobs were created. Retail also accounted for the second-largest employment gain in New Jersey, adding 4,200 new jobs.

      o New York's construction industry added 2,000 new jobs, making it the third largest net gain employment category. On Long Island, construction jobs increased by 300. With a number of major renovations and new retail projects coming on-line on Long Island, construction activity should continue on the upswing.

      o During this period, wholesale trade added 1,900 jobs in the New York region and the transportation sector increased by 1,800 new jobs in the City and 900 on Long Island. New Jersey suffered in both areas, declining 1,200 jobs in transportation and losing 600 in the wholesale trade industry.

      o The FIRE (finance, insurance and real estate) sector accounts for the third largest group of the New York region's workforce -- 13 percent -- which greatly exceeds the national average of 5.8 percent. Considering this, FIRE's loss of 1,900 jobs, considered minor, is a significant improvement over the last few years, when the brunt of corporate downsizing, mergers and consolidations took its toll within the sector's workforce.

      o The two sectors that suffered the largest losses in employment in the metropolitan area were in the public sector. There was a reduction of approximately 12,000 government jobs. In manufacturing, there were losses of 5,900 workers in New York, 3,600 jobs on Long Island and 5,600 unemployed in Northern New Jersey.

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                                                      New York Regional Analysis
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      Lucrative incentive packages in the form of city and state tax breaks and attractive leasing packages have been successful in enticing many large corporations into staying in the region as well as attracting businesses seeking locations elsewhere. The New York Cotton Exchange, as well as the Coffee, Sugar & Cocoa Exchange will keep its 5,300 employees in New York City at a new facility, encouraged by a reported $99 million tax incentive package, among other municipal-backed financial incentives. Paine Webber, with its 2,650 employees, will maintain its world headquarters at 1285 Avenue of the Americas in Midtown Manhattan through the year 2015, attributed to an attractive lease deal and a series of tax incentives, sales tax exemptions and energy savings. In a deal that marks a first time return to New York after moving out of state, Nine West will relocate to White Plains, bringing with it 1,400 jobs, with an expected addition of 500 jobs during the course of its 25-year lease. They will occupy a 377,000+/- square foot building that was previously the home of NYNEX. The Nine West deal was assisted by a $7.8 million package of tax incentives, grants and electricity savings.

      In October 1996, New York City Mayor Rudolph Giuliani introduced a series of tax incentives and other benefits to attract tenants and developers to move to certain areas of Downtown Manhattan. American International Group (AIG) will take advantage of that, keeping its headquarters and over 5,100 employees at 175 Water Street, an office tower which the company recently purchased. AIG also expects to add almost 1,900 new jobs as a result of growth and consolidation of other leased properties outside the city.

      Other encouraging corporate news items include MasterCard, which moved into its new corporate headquarters in Purchase, New York. IBM is planning to consolidate to a new state-of-the-art headquarters facility adjacent to their existing building in Armonk, New York. Ciba-Geigy has relocated its corporate headquarters, along with 1,200 employees, to the Tarrytown Corporate Center, and is constructing a new $40 million laboratory, scheduled for occupancy in 1997. Symbol Technologies Inc., employing 2,500 on Long Island, recently relocated to its new corporate headquarters, encompassing 48+/- acres in Holtsville.

Unemployment

      Unemployment rates have continued to decline nationally and regionally over the past few years. The latest year-end statistics available from the Department of Labor, published in December, include figures as of October 1996. The unemployment rate for the New York region (including New York City, Putnam, Rockland and Westchester) as of October 1996 was 7.6 percent, as opposed to 7.7 percent twelve months earlier. Similarly, Long Island's October 1996 figure fell to 3.7 percent from 4.8 percent the prior year.

      In New Jersey, the unemployment rates as of September 1996 show 6.0 percent, compared to 6.3 percent the year before. Economists explain that unemployment rates change at a slower rate than other economic indicators and, therefore, may not accurately reflect recent shifts in the job market. Employment figures provide a more accurate reflection of economic performance in the region.

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                                                      New York Regional Analysis
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Real Estate Markets

      o     Office Markets

      Strong leasing performance in the Midtown, Midtown South and Downtown Manhattan Class A office markets has resulted in a shrinking supply of premium space. The Long Island markets have shown improvement with lowered vacancy rates. In Northern New Jersey, leasing of Class A space has also been notable. Midtown Manhattan exhibits the lowest Class A vacancy rate in the region between 10 and 14 percent, and the Downtown, Long Island, and New Jersey markets all report Class A vacancy rates at their lowest points for the year, between 10 and 15 percent. However, Westchester vacancy rates increased, due to fact that more space was vacated than occupied in 1996, and the region is striving to recover from the wave of corporate consolidations and reorganizations that began in 1995. With vacancy rates of prime space falling, the focus has changed to construction to meet the demand for suitable space.

      Times Square will be the site of one of the first new office developments in the Midtown area. Located at the northeast corner of Broadway between West 42nd and 43rd streets, 4 Times Square, a 1.6+/- million square foot office and retail project, broke ground in August 1996. The Durst Organization acquired the western portion of the same city block which they have a majority ownership. A scheduled completion date of 1999 is expected. Another site that is generating a great deal of interest from prominent developers is the New York Coliseum site at Columbus Circle. Among the bids submitted are plans for a mixed used development with office space, a large retail component, residential apartments condominiums and hotel rooms. The governmental agencies requesting the bids received nine proposals and four finalists are to be announced in April 1997.

      There are several projects in the preliminary planning stages on Long Island, including developer Edward J. Minskoff's proposal for a 200,000 square foot office building at the site of the former Roosevelt Raceway, where he also plans a separate 350,000 square foot office building. Anchor tenants have been secured for both buildings. Also slated for development are Brookhaven Town Center and Parr Yaphank, with a potential of 3+/- million additional square feet of new office development. In Jersey City's Waterfront district, the Newport Office Center III will contribute 750,000 square feet of new office space, with developers planning to complete construction within 2 years after securing 25 percent of the space through pre-leasing.

      o     Retail Markets

      Retailing activity has skyrocketed in both new and expansion projects due to the region's rebounding economy. The New York City area, traditionally served by large department stores and small boutiques, is presently experiencing a different kind of retail experience connected to the multi-media and entertainment fields. Revitalizing projects in the Times Square area, such as Disney's renovation of the New Amsterdam theater, David Copperfield's magic-theme restaurant, the Official All Star Cafe, Sony's State Theatre, and E Walk, an entertainment complex developed in part by Tishman Broadway Corp., has made the area attractive for continued development. Additionally, large retailers such as Kmart, Barnes & Noble, and a new Gap chain, Old Navy Clothing Co. have expanded into Manhattan with one or two signature stores so as to not overextend themselves or saturating the market. The Warner Brothers Studio Store, originally opened in October 1993 on the corner of Fifth Avenue and 57th Street, recently expanded to nine stories, adding 75,000 square feet retail space to include interactive

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games, a cafe and a 74-seat screening room to feature computer generated 3-D cartoons featuring the well-known Warner Brothers characters. Warner Brothers more recently leased the 1 Times Square building and is to open a second Manhattan studio store on West 42nd Street and Broadway. Luxury retailers also made news, with Chanel moving a few doors away to a completely renovated site with a 99-year lease. Other upscale designers, such as the aforementioned Calvin Klein, Valentino and Giorgio Armani, also opened new retail spaces. Next to Chanel on East 57th Street, Louis Vuitton, the French luxury leather goods designer, is building a 23-story tower, two floors for their retail business and the upper floors designated to the company's corporate offices. Elizabeth Arden and Red Door Salons Inc., slated for extensive renovations and expansion, will close this month and reopen in April of 1997.

      Long Island is renovating and expanding many of its retail centers, such as the Walt Whitman Mall in Huntington, the South Shore Mall in Islip, the Tanger Outlet center in Riverhead and the Bellport Outlet Center. Roosevelt Field mall will be adding a Nordstrom's to the second level expansion project and completion is expected by the fall of 1997. In Westbury, a two-level mall expansion project, The Source, will add 525,000 square feet to the existing site and is scheduled to be completed in the summer of 1997. The Source will feature a number of big-name, large-draw retailers such as Fortunoff (the project's joint venture partner), Nordstrom Rack, Old Navy, Saks Off Fifth, Loehmann's, The Disney Store, Bertolini's Restaurant and Virgin Megastore. In addition, a number of new retail developments over 100,000 square feet are being proposed, among them the Brookhaven Town Center in Yaphank, which ultimately may include a significant amount of office space as well.

      In Westchester, renovations are underway at the Westchester Mall, which will double in size to 766,000 square feet and be renamed the Cortland Town Center. It will feature commanding retailers such as Home Depot, Barnes & Noble, United Artists Theater, and an A&P Superstore. About 80 percent of the space has been pre-leased and completion is scheduled for 1999. Just over the Westchester border in West Nyack, Pyramid Companies has commenced construction of Palisades Center, a 1.85 million square foot power mall, due to open late 1997. It will be host to anchor stores such as JC Penney, Lord & Taylor, Filene's Basement and BJ's Wholesale Club. Other headlining retailers lined up so far include Home Depot, The Wiz, Target, Sony Multiplex Theatre and Burlington Coat Factory.

      o     Residential Markets

      The New York City residential markets have exhibited a strong recovery from the past recession. Over the past few years in Manhattan, vacancy rates have been at the lowest point in years (from 3.4 percent to as low as 1+/- percent, according to some sources), despite rising supply and market rents. This factor has, in turn, stimulated the outer borough markets, as many renters seek relief from the tight Manhattan market and turn to Brooklyn and Queens as alternatives. Other potential renters have chosen to buy apartments, some more affordably priced than in the past, boosting the lagging sales of co-ops and condominiums.

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                                                      New York Regional Analysis
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      Overall vacancy figures for Northern New Jersey, currently between 4 percent and 5 percent, can vary between submarkets, due to the fact that the region contains some of the most impoverished areas along with some of the most affluent neighborhoods in the nation. The Long Island residential market has shown some improvement, but along with Northern New Jersey, restrictive zoning and rent control ordinances hinder multifamily development and allow for only modest improvements in the existing markets. Legislation proposed to eliminate rent control may alter the development scene dramatically.

      New residential construction in the New York region is showing great promise for the near future and is a reflection of increased momentum of the region's economy. In New York City, there are ten or more projects that are at or near completion, which should serve to ease the demand for rental and condominium units for tenants, including low and middle-income families.

      In Westchester County, Avalon Gardens, a 500-unit project, should be ready for occupancy by late 1998. On Long Island, Avalon is building 300 apartments in Smithtown, which should also be completed by the end of 1998. In Huntington, a complex is in the planning stages for a continuous care facility that would include 1,000 apartments, townhouses and detached homes for senior citizens, as well as another 250-unit senior housing project.

      o     Hotel Markets

      The region's hotel market is currently in the midst of a dramatic recovery from a period of economic recession. The supply of hotel rooms in New York has changed over the past few years, as many older sites are being replaced by more modern facilities. In some cases, hotels such as the St. Regis Hotel, the Sheraton New York and the Sheraton Manhattan, along with the Omni Berkshire have been completely renovated, with more accommodating guestrooms and facilities designed to pamper the occupants with more upscale amenities. The demand for hotel space is on the rise and is expected to continue in the near future. This trend is supported by the number of new and proposed hotel developments currently in the planning stages, under construction or near completion.

      The Downtown area of SoHo is the site of two new hotels and another under proposal. The first hotel to open in this resurgent area, the 367-room SoHo Grand Hotel, was completed in the summer of 1996 and has already made a favorable impression among models, artists and actors. The 73-room Mercer Hotel is currently under construction and has signed a major retailer, J. Crew, to their attractive ground floor space. Developer Hank Sopher has proposed the 160-room SoHo Gateway, which will reportedly cost $25+/- million and is still in the planning stages.

      The first new hotel to be constructed in the successfully revitalized Downtown Brooklyn area is finally underway. Developer Josh Muss' Renaissance Plaza, a 31-story hotel/office complex will encompass a 7-story, 384-room Marriott Hotel. The project broke ground in late 1996 and is expected to be completed between 1998 and 1999. The latest new hotel proposal in the Times Square area is a plan by Milstein Properties to build a 500,000 square foot hotel and retail complex on the parking lot located at West 42nd Street and Eighth Avenue, across the street from the Tishman development. The Milsteins have owned the property for 15 years, and have been waiting for the right incentive package from the city and state to catalyze the project.

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                                                      New York Regional Analysis
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      At the New York Coliseum site on Columbus Circle, many accepted proposals from the nine prominent development teams include plans for a hotel component. Another project, targeted at budget-conscious business travelers, is a $50 million plan to build a 300-room Courtyard by Marriott hotel on the top floors of 866 Third Avenue. Construction is scheduled to commence Mid-year 1997 and should be completed in approximately one year.

      On Long Island, Edward J. Minskoff is proposing two hotel projects at the former Roosevelt Raceway property in Westbury. The first hotel would be a 170-room economy rate project, and the second a 130 suite room project to be built on the former racetrack's grandstand site. Construction is to begin Mid-year 1997 and should take about two years to complete. Another significant proposal is the plan for a 200-room hotel in Jersey City, along the Hudson River waterfront area. The hotel will be a part of the Hudson Exchange mixed-use project and will be located next to the Newport Mall and accessible to the planned light rail system in Hudson County. The hotel will be a vital link to the area's development as a viable business district and will certainly be a factor in its future growth.

Conclusion

      The downward pattern within the New York region in the past few years has made a significant turnaround which, boosted by a stable economy and a strong performance by Wall Street, has prompted some economists to predict that conditions should remain favorable through at least the third quarter of 1997. According to Crain's New York Business, inflation in the region has been below the national average for the last six out of seven months. The latest employment figures are a powerful indication of the strength of the region's economy.

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                                        MIDTOWN MANHATTAN OFFICE MARKET ANALYSIS
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Manhattan Overview

      Manhattan contains over 350 million square feet of Class A, B and C office space and is, by a very wide margin, the largest market in the United States. The Manhattan office market is actually composed of three markets: Midtown, Midtown South and Downtown. The Midtown market, which is identified as that area north of 32nd Street, is widely diversified among legal services, financial institutions, insurance companies, media companies, advertising agencies and accounting firms, among others. The Midtown South market is identified as that area north of Canal Street and south of 32nd Street and is dominated by Class B and C buildings which are generally occupied by local service firms, back office divisions of large companies and front offices for local manufacturers. The Downtown market, identified as that area south of Canal Street to the Battery, is linked significantly to financial services, Wall Street firms and New York City government.

      During the 1980s the Midtown Manhattan office market experienced unprecedented growth in leasing activity, new construction and rental rates. The Midtown market softened in the early 1990s as new supply entered the market in response to the increased demand of the mid-1980s, rising rental rates and New York City office development incentives. The oversupply of Midtown office space, in conjunction with the past recession, created soft market conditions that persisted well after most of the country had begun its ascent from the past economic downturn.

      The future shows a more balanced outlook for the Midtown office market. New construction had virtually come to a standstill, which allowed demand to catch up with existing supply and vacancy rates to decline. The New York City region has emerged from the past recession and lenders have begun to provide new financing of well-occupied and stabilized office properties. Finally, new construction has begun on speculative office projects, with partial preleasing mandatory, which is deemed as a positive factor.

      The following chart summarizes the status of the Midtown Office Market (excluding Midtown South) as of the first quarter 1997.

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                                         Midtown Manhattan Office Market Statistics - 1Q1997
====================================================================================================================================
                                                            Class A             Class B             Class C             Overall
====================================================================================================================================
Number of Built Buildings                                          342                 328                 108                 778
Inventory - Square Feet                                    168,126,777          39,395,235          13,127,089         220,649,101
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Overall Availabilities - SF                                 15,952,711           6,160,384           1,693,200          23,806,295
YTD Under Construction 1 Qtr 1997                            1,614,000                   0                   0           1,614,000
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Total Leasing Activity 1996 - SF                            15,134,075           2,641,959             859,620          18,635,654
Total Leasing Activity 1st Qtr. 1997 - SF                    3,753,633             871,470             261,072           4,886,175
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Total Absorption 1996 - SF                                   1,530,652             103,212             133,649           1,767,513
Total Absorption 1st Qtr. 1997 - SF                           (234,687)            (67,663)            (20,176)           (322,526)
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Total Vacancy Rate                                                9.50%              15.60%               12.9%              10.80%
Total Avg. Asking Rental Rate                             $      36.14        $      22.63        $      12.43        $      30.95
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Source: Cushman & Wakefield Research Services

Class A: Buildings which meet three or more of the following criteria: centrally located, professionally managed and maintained; attract high-quality tenants and command upper-tier rental rates. Structures are modern or have been modernized to successfully compete with newer buildings.

Class B: Buildings with less than three of the criteria listed above. In addition, the current or prospective tenants must be office space users.

Class C: Buildings competing for tenants requiring functional space at rents below average.

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                                        Midtown Manhattan Office Market Analysis
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Supply

      The last wave of new construction activity in Midtown was initiated by the 1981 rezoning of the West Side of Manhattan centering around Times Square. The temporary zoning change increased the permissible density (FAR) of potential building sites. This prompted many developers to acquire sites and begin construction in order to meet the zoning deadline requirement that foundations be in place by May 13, 1988. East Side sites were conversely downzoned, although the scarcity of sites on the East Side minimized the effects of the downzoning.

      The 1981 rezoning of the West Side, which was successful in promoting development, was scaled back in 1987. Developers who took advantage of the rezoning have long since completed those buildings. New office construction over the past few years has been almost non-existent, with just nine (primarily owner occupied) buildings completed between 1992 and 1994. This slowdown in construction activity was attributed to the oversupply of office space created by the building boom of the 1980s, the decreased demand for space that is the result of corporate downsizing and relocation out of New York City, and general economic weakness stemming from the past recession.

      Proposals for construction over the next few years have been minimal, which has had a favorable impact on occupancy levels. The following chart lists the most recent office projects proposed and under construction.

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                                 Midtown Office Building Projects - Proposed and Under Construction
====================================================================================================================================
                                                                                 Rentable
No.  Property                                               Status               Office SF    Constructed For
====================================================================================================================================
 1   German Embassy                                   Under Construction          114,000     Owner/User
     871 United Nations Plaza
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 2   4 Times Square - NE Tower                        Under Construction         1,500,000    Conde Nast and Skadden, Arps have
     1480 Broadway                                                                            committed to 80% of available space
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 3   Park Avenue Place                                     Proposed               800,000     Anchor tenants will likely be secured
     383 Madison Avenue                                                                       prior to construction
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 4   One Rockefeller Plaza West                            Proposed              1,460,000    Anchor tenants will likely be secured
     745 Seventh Avenue                                                                       prior to construction
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 5   Heron Tower II                                   Foundation in place         125,000     Office/Hotel Speculative
     60 East 55th Street
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 6   Columbus Center                               Developer to be announced     1,340,000    Mixed Use -- Office, Retail and
     Columbus Circle & 59th Street                                                            Residential
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Source: Cushman & Wakefield Research Services

      There have been no new speculative office building completions since 1992, when Americas Tower, 450 Lexington Avenue and 565 Fifth Avenue were completed. The over-built market and corresponding decrease in market rents during the past recession made new construction infeasible.

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                                        Midtown Manhattan Office Market Analysis
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      More recently, a few new office projects have broken ground for construction. The new German Embassy was long identified as a speculative office site. The Albanese development firm sold the site and is constructing a build-to-suit project for the German government. The other new projects, excluding 4 Times Square, will most likely not be built without a commitment from major tenants. This is a standard requirement in many other office markets nationally and a primary condition to secure traditional construction financing.

      Following is a bar graph exhibiting both Midtown and Midtown South construction and vacancy. The vacancy rate indicated varies from some of the statistics included in this market overview due to the inclusion of Midtown South in this presentation.

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                            MIDTOWN & MIDTOWN SOUTH
                  CONSTRUCTION & CLASS A DIRECT VACANCY RATES
                            1973 - 1ST QUARTER 1997


                               [GRAPHIC OMITTED]



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Source: Cushman & Wakefield Research Services


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                                        Midtown Manhattan Office Market Analysis
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Proposed New Construction

      Many of the proposed projects listed on the chart have been in the planning stage for a number of years. The developers of these projects have been marketing the proposed office space for quite some time. The first two projects listed transferred to new owners and broke ground. Two of the other sites were also sold and new development is coming closer to fruition.

      In 1996, 871 U.N. Plaza, located on a 50-by-100 square foot site between East 48th and East 49th streets, was purchased by the Federal Republic of Germany. Construction of the 114,000+/- square foot property recently commenced and will take approximately two years to complete. It will be entirely occupied by the German Government, which will consolidate three of its New York offices. The entire project will cost $30 million, which includes the purchase and construction of the existing site and adjacent land.

      Four Times Square, which is part of the Times Square redevelopment project, will be the first new office development to take place. The Durst Organization broke ground in August 1996, at the Northeast Tower site, a 1.5+/- million square foot proposed office and retail tower. The Durst Organization purchased the site for an estimated price of over $70 million from Prudential Insurance. Included with the site are a variety of zoning and real estate tax incentives which transferred to Durst in the sale. Construction on the site, located along Broadway between West 42nd and 43rd streets, is underway and a scheduled completion date of 1999 is expected. Conde Nast, its anchor tenant, committed to lease more than 550,000+/- square feet within the proposed building. In November 1996, the law firm of Skadden, Arps, Slate, Meagher & Flom completed a deal for 660,000+/- square feet. It is reported that Morgan Stanley is considering a 400,000+/- square foot commitment in the structure and Bertelsmann, Inc. is also contemplating leasing approximately 300,000+/- square feet in the building.

      In mid-February 1996, the al-Babtain family of Saudi Arabia, investment partners with CS First Boston in the 383 Madison Avenue-Park Avenue Place property, exercised a purchase option to take control of the site for $55,000,000. The proposed structure would contain approximately 800,000+/- square feet of office area with the floor plates ranging between 26,000+/- square feet and approximately 48,000+/- square feet. Several prospective users have expressed interest in this site including Bear Stearns, Dean Witter, Union Bank of Switzerland and Chase Bank. However, the current owner has not expressed a serious interest to undertake an immediate development of this site and may ultimately delay the development for the present time. The British developer Howard Ronson of HRO International had been marketing the site for over two years, but lost the development opportunity when CS First Boston's ex-partner exercised its purchase option.

      Another significant proposed office building project is One Rockefeller Plaza West. Rockefeller Center Properties is marketing the proposed 1.46+/- million square foot, 55-story tower site, controlled by Mitsubishi Estate through Cushman & Wakefield Brokerage Services. At the present time, there is moderate interest in this site. Potential tenants have analyzed the project with rents being determined based on the requested design and scope of the tenants' specific needs. The site, which may be connected to the Rockefeller Center retail concourse, is being used on an interim basis as an open parking facility.

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                                      -16-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Midtown Manhattan Office Market Analysis
================================================================================

      A development site that was recently re-introduced to the market is the New York Coliseum site at Columbus Circle. The site is located along Central Park South - West 59th Street and Central Park West - Eighth Avenue with the potential to build over 1.2 million square feet of space on a 3.4 acre parcel. MTA officials which control the site sent out a Request for Proposal in July 1996, and are anticipating a sale price of over $150 million. Reportedly, all of the well-known developers in Manhattan submitted proposals/offers for the site. Most of the submitted proposals are for mixed-use projects combining office, retail and residential components. The bid process has been completed and the MTA should announce a short list of developers in February. The winning bidder is expected to be announced in April 1997.

      Across the street from the Coliseum site is 2 Columbus Circle, another site slated for sale or redevelopment by New York City. Proposals submitted for consideration may either make use of the existing ten-story white marble block building, or include construction of a new building in accordance with current zoning resolutions and compatibility with the surrounding community.

      A site located at 1530 Broadway was recently reported to be under consideration for development. This parcel contains a footprint of approximately 45,000 square feet and is currently occupied by the Roundabout Theater on Broadway under a lease which expires in March 1999. This parcel can accommodate an as-of-right zoning floor area of 600,000+/- square feet with uses which include retail, signage, hotel and office. The owner, Charles Moss, has not yet announced plans for the site.

      In other construction news, the site and foundation for the proposed Heron Tower II, located at 60 East 55th Street, was sold in March 1996 to the commercial real estate developers, Americas Tower Partners, the Bernstein Brothers, for $5.3 million. The new owners are considering an office development or possibly a hotel project.

      The most recent wave of speculative office construction was conceived and designed almost a decade ago. Since that time, given the technological advances in terms of building construction and the level of sophisticated build-outs now required by most tenants in the current market, it is reasonable to assume that this next wave of construction will prompt a demand for "smarter buildings" and a more favorable rent-to-expense ratio.

      There is very strong interest and desire on the part of tenants within the market to find consolidated commitments preferably in new buildings. There are a variety of requirements which influence the decisions of tenants, such as:

      o Space located on contiguous floors: At the present time, there are very few opportunities to secure large blocks of suitable space in Midtown. Given the number of large tenants in the market, there is likely to be increased competition for large blocks of available supply.

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                                      -17-
                                                             CUSHMAN &
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                                                     VALUATION ADVISORY SERVICES
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                                        Midtown Manhattan Office Market Analysis
================================================================================

      o     Space in modern buildings designed for high technology users:
            Businesses today rely heavily on telecommunications, computers and sophisticated mechanical equipment which require an environment that can accommodate "state of the art" technology. Spaces under consideration would require both raised floors and suspended ceilings, making the existing supply of availabilities located in older buildings inadequate to meet the constantly changing needs. Space is limited in many post-1985 "smart buildings" to relatively small units.

      o Avoidance of functionally obsolescent buildings: Inability to accommodate upgraded electrical and telecommunications risers as well as HVAC coverage is a crucial factor. Additionally, pre-1975 structures often used asbestos-containing materials as a fire retardant. Complete renovation of such spaces may resolve many of these inadequacies, but certain structural factors such as slab to slab heights and column spacing cannot be changed economically.

      o Proximity to established transportation hubs: Tenants have expressed a strong desire to be near established transportation hubs such as Grand Central Terminal and Pennsylvania Station.

      At the present time, the existing supply of space within the Midtown Manhattan market cannot fully satisfy the demand for large blocks of contiguous space. When the age and location of space is also considered, realistic choices are limited. However, desire to locate out of the Midtown Manhattan area is not apparently a strong trend. Analysis of tenants currently in the market indicates that less than 13 percent contemplate locations outside of New York City. Leasing activity for office space in Midtown Manhattan continues to increase and is expected to remain steady into the near future.

Demand

      The following chart provides a breakdown of leasing activity in the Midtown sub-districts and Midtown South from 1985 through the first quarter of 1997.

                                              Midtown Leasing Activity by District (SF)
====================================================================================================================================
      Year              Plaza             Grand Central            Midtown West            Midtown South                Total
====================================================================================================================================
      1985            4,026,951             2,829,263               3,289,313                1,782,866                11,923,843
      1986            6,913,195             3,730,673               4,411,042                2,459,768                17,542,184
      1987            6,161,960             4,806,671               4,780,460                3,428,095                19,181,945
      1988            6,040,805             4,027,576               5,982,913                1,847,195                17,898,489
      1989            6,089,294             4,039,726               5,286,691                2,902,038                18,318,334
      1990            5,660,136             3,406,050               4,998,241                1,828,555                15,892,982
      1991            5,195,632             2,875,776               3,682,264                1,667,853                13,421,525
      1992            6,059,470             3,792,338               4,714,699                2,184,259                16,750,766
      1993            7,039,477             3,491,990               5,172,914                2,345,591                18,049,972
      1994            8,403,760             3,587,694               5,228,707                2,979,190                20,199,351
      1995            7,798,621             4,344,954               4,699,239                5,058,002                21,900,816
      1996            8,165,048             4,960,750               5,509,856                4,351,440                22,987,094
     1Q 1997          2,003,337             1,567,474               1,315,364                 914,514                  5,800,689
------------------------------------------------------------------------------------------------------------------------------------
Source: Cushman & Wakefield Research Services

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                                                             CUSHMAN &
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                                                     VALUATION ADVISORY SERVICES
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                                        Midtown Manhattan Office Market Analysis
================================================================================

      Leasing activity in 1992 signaled a reversal of the downward trend caused by the past recession, with the total of square feet leased showing a 24.8 percent increase over 1991. Annual leasing activity in 1993 reached 18.0 million square feet, a 7.8 percent increase over 1992, and the highest level of leasing activity achieved in Midtown since 1989. Midtown leasing activity in 1994 was strong, and the year-end total of 20.2+/- million square feet was the highest total recorded for the Midtown market over the past decade. Leasing activity in 1995 reached nearly 22 million square feet (inclusive of Midtown South), exceeding the record 1994 leasing activity and continuing an upward trend. Total year-end 1996 Midtown leasing activity (excluding Midtown South) reached a healthy 18.6+ million square feet. With the addition of Midtown South, leasing activity shot up to 22.9+ million square feet, an all-time high. First quarter 1997 Midtown leasing activity was 4.8+/- million square feet, up from 4.0+/- million square feet in the first quarter of 1996.

         The following charts summarize the largest Midtown leases and the major space additions over the past 12 months.

------------------------------------------------------------------------------------------------------------------------------------
                                               Significant Transactions Last 12 Months
====================================================================================================================================
Building                                Market                  Tenant                                      Date             SF
====================================================================================================================================
4 Times Square                          West Side               Skadden, Arps                             4Q 1996          659,937
4 Times Square                          West Side               Conde Nast Publications                   3Q 1996          568,151
150 East 42nd Street                    Grand Central           Pfizer Inc.                               4Q 1996          293,841
55 East 52nd Street                     Park Avenue             ING Capital Markets                       1Q 1997          278,200
345 Park Avenue                         Park Avenue             JP Morgan & Company                       4Q 1996          242,802
150 East 42nd Street                    Grand Central           Gruner & Jahr  Publishing                 3Q 1996          174,681
55 East 52nd Street                     East Side               Swiss Re Holding N.A.                     4Q 1996          151,327
150 East 42nd Street                    Grand Central           Bayerische Vereins Bank                   1Q 1997          136,684
555 West 57th Street                    West Side               BMW of Manhattan                          4Q 1996          130,059
1301 Avenue of the Americas             6th/Rock Center         Deutsche Bank A.G.                        4Q 1996          125,200
1211 Avenue of the Americas             6th/Rock Center         The News Corporation                      3Q 1996          113,102
888 Seventh Avenue                      West Side               Golden Books Publishing, Inc.             1Q 1997          112,290
11 West 42nd Street                     Grand Central           Anne Klein                                2Q 1996          105,089
245 Park Avenue                         Park Avenue             Bear Stearns & Co., Inc.                  3Q 1996           98,495
1251 Avenue of the Americas             6th/Rock Center         Deutsche Bank A.G.                        2Q 1996           95,700
One Park Avenue                         Murray Hill             Public Service Mutual Insurance           1Q 1997           89,700
1345 Avenue of the Americas             6th/Rock Center         Arnhold & S. Bleichroeder                 2Q 1996           81,687
1211 Avenue of the Americas             6th/Rock Center         Nissho Iwai American Corp.                3Q 1996           79,150
------------------------------------------------------------------------------------------------------------------------------------
Source: Cushman & Wakefield Research Services

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                                                     VALUATION ADVISORY SERVICES
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                                        Midtown Manhattan Office Market Analysis
================================================================================

------------------------------------------------------------------------------------------------------------------------------------
                                                Major Space Additions Last 12 Months
====================================================================================================================================
                                                            Direct                                            Date
Building                       Market                     or Sublease     Tenant Vacating                   Available           SF
====================================================================================================================================
825 Eighth Avenue              West Side                   Sublease       Ogilvy & Mather                    Jan-98          477,070
9 West 57th Street             Mad/Fifth                    Direct        Avon Products                      Jul-97          450,000
625 Madison Avenue             Mad/Fifth                   Sublease       Revlon                             4Q 1997         387,395
520 Madison Avenue             Mad/Fifth                    Direct        Various                          4/97-12/97        298,900
777 Third Avenue               East Side                    Direct        Gray Advertising                   Jan-00          261,600
866 Third Avenue               East Side                    Direct        Macmillan Comm.                   Immediate        225,000
One Penn Plaza                 West Side                   Sublease       Stone & Webster Eng.              Immediate        165,764
335 Madison Avenue             Grand Central                Direct        Bank of America                    Jan-97          155,194
410 East 62nd Street           East Side                    Direct        Vacant                            Immediate        125,000
200 Park Avenue                Park Avenue                  Direct        Met Life                          mid-1997         122,916
1211 Ave. of  Americas         6th/Rock Center              Direct        Nissho Iwai                        Jan-97          118,725
Tower 49                       Mad/Fifth                    Direct        Credit Suisse                      Apr-97          116,750
1230 Ave. of Americas          6th/Rock Center              Direct        USA Network                       Immediate        108,301
450 West 33rd Street           Penn Station                Sublease       Chemical Bank                     Immediate        100,000
One Park Avenue                Murray Hill                 Sublease       Loews Corporation                 Immediate        100,000
Tower 49                       Mad/Fifth                   Sublease       CS First Boston                    Apr-97           98,780
280 Park Avenue East           Park Avenue                  Direct        Bankers Trust                     Immediate         92,118
------------------------------------------------------------------------------------------------------------------------------------
Source: Cushman & Wakefield Research Services

Vacancy and Asking Rents

Over 22 percent of Midtown's Class A inventory has come on line since 1980, and office construction since 1985 has increased primary inventory by 13.9 percent. The following chart provides primary and secondary vacancy rates along with weighted average asking rental rates for Midtown and Midtown South from 1984 through the first quarter 1997.

--------------------------------------------------------------------------------------------------------
                                        Vacancy and Asking Rents
========================================================================================================
   Year             Vacancy Rates*               Asking Rental Rates*          Total Leasing Activity SF
               Class A          Class B         Class A         Class B        (including Midtown South)
========================================================================================================
   1984         6.60%            7.80%          $37.77          $20.50                15,459,000
   1985         9.10%           10.50%          $38.15          $22.70                11,923,000
   1986         9.70%           12.90%          $38.55          $21.76                17,497,000
   1987         10.20%          13.30%          $38.46          $23.76                19,182,000
   1988         13.00%          14.70%          $39.45          $23.47                17,898,489
   1989         14.70%          15.10%          $40.28          $23.26                18,317,700
   1990         17.20%          16.80%          $40.26          $21.10                16,014,023
   1991         16.80%          18.50%          $37.47          $19.71                13,421,525
   1992         16.30%          20.10%          $34.38          $19.14                16,750,766
   1993         15.50%          18.60%          $33.17          $19.56                18,049,972
   1994         13.40%          16.40%          $33.60          $19.82                20,199,351
   1995         12.10%           15.6%*         $34.36          $22.36*               21,900,816
   1996         9.90%           14.60%          $34.75          $21.31                22,987,094
 1Q 1997        9.40%           14.80%          $35.78          $21.64                 5,800,689
--------------------------------------------------------------------------------------------------------
* As of 1995 Class C space is excluded from Class B calculations
Source: Cushman & Wakefield Research Services

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                                                     VALUATION ADVISORY SERVICES
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                                        Midtown Manhattan Office Market Analysis
================================================================================

      The Midtown primary vacancy rate climbed to a year-end high of 17.2 percent in 1990 and remained above 15 percent through 1993. This increase in the vacancy rate was touched off by the substantial amount of new construction completed in the Special Midtown Zoning District, which came on line just as the economy was heading into the past recession. New York City was particularly affected by the recession, with approximately 350,000 jobs eliminated due to corporate consolidations, relocations and downsizing. With the large increase in primary inventory due to the rezoning of the West Side, the loss of nearly one-tenth of the City's job base, and the general downturn in the economy, a rise in the vacancy rate was inevitable.

      The dearth of new construction coming on-line and moderate job growth predicted over the next couple of years should mean that the vacancy rate will continue to decline in the near term. However, it's expected that over 2.0+/- million square feet of newly constructed office space will be completed by the year 2000. As of the first quarter of 1997 the Midtown Class A vacancy rate was
9.5 percent, the lowest year-end rate since 1987. In the fourth quarter of 1996, both the Class A and Class B inventory showed continued declines, with vacancy rates of 10.0 percent and 15.5 percent, respectively. First quarter 1997 Class B vacancy rate was reported at 15.6 percent. This positive trend is expected to continue thru 1997 due to the strong demand for space in the Grand Central, West Side and Sixth Avenue/Rockefeller Center sub-markets.

Absorption

      Midtown has enjoyed positive overall net absorption over the past few years, though figures from year to year often exhibit wide fluctuations. Net absorption also varies considerably by district, between primary and secondary space, and when space is reclassified or dropped from the survey conducted by Cushman & Wakefield Research Services. Net absorption in the Midtown (inclusive of Midtown South) office market from 1993 through the first quarter of 1997, is summarized on the bar graph on the following page.

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                        MIDTOWN & MIDTOWN SOUTH CLASS A
                               ABSORPTION BY YEAR


                                [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
Source: Cushman & Wakefield Research Services


                                                             CUSHMAN &
                                                             WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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                                        Midtown Manhattan Office Market Analysis
================================================================================

      Historical overall net absorption figures indicate that Midtown usually experiences positive absorption. In the past decade overall Midtown net absorption was negative in only one year, 1988, the year after the stock market crash. The market rebounded in 1989, when over 4 million square feet was absorbed, resulting in positive overall absorption of 1.7 million square feet. The largest positive change in overall net absorption occurred between 1993 and 1994. Overall net absorption increased by 5.8 million square feet, resulting in the absorption of over 7 million square feet in 1994, the highest level of overall absorption experienced by the Midtown market in the past decade. This tremendous amount of absorption is explained in large part by the high level of leasing activity that occurred in Midtown in 1994. With leasing activity totaling 20.2 million square feet, the overall vacancy rate dropped 2 percentage points from year-end 1993 to year-end 1994, the largest decrease in the overall vacancy rate on a year-over-year basis since the 1980s. Through the fourth quarter of 1996, absorption increased significantly to over 1.7 million square feet for the year. First quarter of 1997 overall absorption was negative 327,526 due mainly to new availabilities in the Midtown market.

Midtown Manhattan Sub-districts

      Midtown Manhattan has traditionally been divided into four sub-districts delineated by geographic boundaries: Plaza, Grand Central, Midtown West and Midtown South. Cushman & Wakefield has changed the way in which Midtown is sub-districted to better reflect trends within the various office sub-markets. Both the traditional and the corresponding new office sub-markets are discussed below.

      Plaza District (East Side, Park Avenue, Madison/Fifth, Sixth/Rockefeller Center)

      This district had traditionally been defined as the area between 47th and 65th streets, from Fifth Avenue to the East River, and more recently had its western border expanded to Seventh Avenue. The expansion of this district was explained by the willingness of many major companies to locate west of Fifth Avenue to the corporate towers along Avenue of the Americas. The firmly established locations of offices on Park, Madison and Fifth avenues form the cornerstone of the Plaza District. Many familiar and noteworthy buildings, including Rockefeller Center, the Citicorp Building, Trump Tower, the Seagram Building, the Solow Building, the General Motors Building, and several buildings along the Avenue of the Americas office corridor lie within the boundaries of the Plaza District.

      The sub-districts that form what is otherwise known as the Plaza District reflect the strongest market rents in Midtown. This is the result of the long-standing reputation that these markets have enjoyed as the premier office locations in Manhattan for corporate domestic and international headquarters. These include the banking, legal and financial services industries as well as, but to a lesser degree, communications, publishing and advertising firms.

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                                        Midtown Manhattan Office Market Analysis
================================================================================

      Grand Central District (Murray Hill, Grand Central, United Nations)

      The traditional Grand Central District continuously exhibited relatively stable vacancy rates, asking rents and leasing activity. The main reason for this situation is that this district contains some of the oldest and most famous Midtown office buildings and new construction has been limited. The area, which extended from 32nd Street to 47th Street and from Fifth Avenue to the East River, offered few sites for redevelopment. Due to the lack of available sites, developers have had to be innovative; 450 Lexington Avenue, constructed atop the Grand Central Post Office, is a prime example.

      Midtown West District (Westside, Penn Station, Textile/Garment, Lincoln Center)

      Midtown West was traditionally known as the area bounded by 30th Street and 47th Street west of Fifth Avenue to the Hudson River and by 47th Street to 70th Street west of Seventh Avenue, to the Hudson River. This market experienced a dramatic surge in development from 1985 through 1990, and was widely expected to become the center of new office development in Manhattan, meeting the expansion needs of major Midtown Manhattan space users. The primary reason for this increase in development was a 20 percent zoning bonus (floor area ratio increased from 15 to 18 times the lot area) enacted in 1981, which expired on May 13, 1988. In order to be eligible for this bonus, the full foundation work on new projects had to be completed by that date. Approximately 16 development sites had foundations in place or were under construction at that time. This construction produced a renaissance in the Midtown West District.

         The Midtown West market grew and dominated new construction in Midtown Manhattan through 1991, and from 1989 to the present, Midtown West construction accounts for 57 percent of all construction completions in Midtown. The area that formerly comprised the Midtown West office district is now divided into the four sub-markets mentioned above.

      Midtown South (SoHo, Greenwich/NoHo, Madison Square/Union Square, Hudson Square/West Village, Chelsea)

      The Midtown South office district comprises 21 percent of the total Midtown Manhattan inventory of office space. Just 727,000+/- square feet (4.4 percent of total Midtown's primary) is considered Class A space, which is generally considered competitive with some Midtown Class B and C buildings. Well-located buildings along Park Avenue South, Madison Avenue, Fifth Avenue and Broadway are some of the district's most desirable.

      Midtown South has undergone a tremendous renaissance over the past year, enjoying strong leasing activity. The 1996 year-end leasing activity of 4.4+/- million square feet was significant, including the largest fourth quarter transaction of Credit Suisse, which will occupy 428,000 square feet at 11 Madison Avenue. Dynamic leasing activity in this market has also driven the overall year-to-date absorption to positive 664,000+/- square feet. First quarter of 1997 leasing activity was 914,519 square feet, while the first quarter of 1997 absorption was 261,513 square feet.

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                                      -24-
                                                             CUSHMAN &
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Midtown, New York Office Market                                                                                 Office Market Report
Overall Statistical Summary                                                                                       First Quarter 1997

                                          Total        Direct       Total       Direct        Total          YTD            YTD
                                        Available      Vacancy     Vacancy      Wtd.Av.       Wtd.Av.     Absorption      Leasing
Submarket Name           Inventory        Space         Rate         Rate     Rental Rate   Rental Rate      Rate         Activity
====================================================================================================================================
Murray Hill              13,281,401     1,857,039       12.6%       14.0%     $   26.34     $   25.63       (53,207)       526,412
Grand Central            40,745,105     4,241,824        9.4%       10.4%     $   31.48     $   31.13       130,566      1,041,062
United Nations            3,093,204       274,611        8.1%        8.9%     $   31.27     $   30.79        (1,458)             0
East Side                19,038,255     1,973,964        8.9%       10.4%     $   33.37     $   33.13      (105,366)       229,997
Park Avenue              21,043,271     1,551,309        6.2%        7.4%     $   44.62     $   43.94       (84,820)       597,098
Madison/Fifth Avenue     24,114,289     3,002,035       11.0%       12.4%     $   44.43     $   44.09      (470,966)       649,374
Sixth Avenue/Rock Ctr    37,027,060     2,340,093        4.8%        6.3%     $   38.37     $   37.14        54,728        526,868
West Side                22,102,063     1,473,612        4.6%        6.7%     $   26.52     $   25.87       403,867        592,477
Penn Station             13,943,971     3,153,860       19.8%       22.6%     $   24.00     $   23.38      (146,411)       243,357
Textile/Garment          23,748,095     3,824,105       15.6%       16.1%     $   21.48     $   21.35       (15,414)       475,675
Lincoln Center            2,512,387       113,843        4.5%        4.5%     $   21.87     $   21.96       (34,045)         3,855

Midtown Total           220,649,101    23,806,295        9.4%       10.8%     $   31.22     $   30.95      (322,526)     4,886,175

SoHo                      3,294,860        65,461        1.8%        2.0%     $   19.81     $   19.62         1,569         35,723
Greenwich/NoHo            4,610,441       835,920       16.3%       18.1%     $   18.95     $   18.14        76,645        110,565
Madison/Union Square     29,187,132     2,790,060        8.2%        9.6%     $   21.32     $   21.84        64,699        432,724
Hudson Sq./W. Village     9,994,272     1,206,764       10.8%       12.1%     $   14.49     $   15.27        80,132        124,283
Chelsea                  13,349,944     1,827,244       12.3%       13.7%     $   12.52     $   13.11        38,468        211,219

Midtown South Total      60,436,649     6,725,449        9.8%       11.1%     $   17.32     $   17.81       261,513        914,514

Source: Cushman & Wakefield Research Services


                                      -25-
                                                             CUSHMAN &
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Midtown, New York Office Market                                                                                 Office Market Report
Class A Statistical Summary                                                                                       First Quarter 1997

                                          Total        Direct       Total       Direct        Total          YTD            YTD
                                        Available      Vacancy     Vacancy      Wtd.Av.       Wtd.Av.     Absorption      Leasing
Submarket Name           Inventory        Space         Rate         Rate     Rental Rate   Rental Rate      Rate         Activity
====================================================================================================================================
Murray Hill               7,089,581     1,074,892       13.9%       15.2%     $   29.63     $   28.62      (164,407)       272,665
Grand Central            33,781,805     3,584,062        9.5%       10.6%     $   32.83     $   32.35       125,999        881,590
United Nations            2,580,606       244,039        8.7%        9.5%     $   31.42     $   30.93        (1,458)             0
East Side                17,505,333     1,666,571        8.0%        9.5%     $   36.65     $   36.00      (103,409)       219,397
Park Avenue              21,043,271     1,551,309        6.2%        7.4%     $   44.62     $   43.94       (84,820)       597,098
Madison/Fifth Avenue     22,326,146     2,842,526       11.2%       12.7%     $   45.43     $   44.96      (452,634)       619,684
Sixth Avenue/Rock Ctr    35,701,968     2,224,140        4.7%        6.2%     $   39.27     $   37.83        88,432        516,305
West Side                16,441,593     1,083,322        3.8%        6.6%     $   31.95     $   28.94       363,606        460,355
Penn Station              6,099,415     1,365,065       18.6%       22.4%     $   31.43     $   30.43       (18,892)       102,782
Textile/Garment           4,102,922       316,785        7.7%        7.7%     $   29.03     $   29.02        12,896         83,757
Lincoln Center            1,454,137             0        0.0%        0.0%           N/A           N/A             0              0

Midtown Total           168,126,777    15,952,711        8.0%        9.5%     $   37.03     $   36.14      (234,687)     3,753,633

SoHo                              0             0        0.0%        0.0%           N/A           N/A             0              0
Greenwich/NoHo                    0             0        0.0%        0.0%           N/A           N/A             0              0
Madison/Union Square      8,404,239       554,704        4.6%        6.6%     $   28.47     $   29.26       103,446         29,890
Hudson Sq./W. Village     1,270,948       123,868        0.0%        9.7%           N/A     $   22.00             0              0
Chelsea                     540,000        48,000        8.9%        8.9%     $   30.00     $   30.00       (31,500)        16,500

Midtown South Total      10,215,187       726,572        4.2%        7.1%     $   28.64     $   28.07        71,946         46,390

Source: Cushman & Wakefield Research Services


                                      -26-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Midtown, New York Office Market                                                                                 Office Market Report
Class B Statistical Summary                                                                                       First Quarter 1997

                                          Total        Direct       Total       Direct        Total          YTD            YTD
                                        Available      Vacancy     Vacancy      Wtd.Av.       Wtd.Av.     Absorption      Leasing
Submarket Name           Inventory        Space         Rate         Rate     Rental Rate   Rental Rate      Rate         Activity
====================================================================================================================================
Murray Hill               5,466,475       702,547       11.1%       12.9%     $   22.36     $   22.22       107,650        234,697
Grand Central             6,882,300       646,637        8.9%        9.4%     $   24.74     $   24.62         4,567        159,472
United Nations              512,598        30,572        5.2%        6.0%     $   30.00     $   29.73             0              0
East Side                 1,472,722       303,393       19.3%       20.6%     $   17.34     $   17.53        (1,957)        10,600
Park Avenue                       0             0        0.0%        0.0%           N/A           N/A             0              0
Madison/Fifth Avenue      1,762,090       159,509        8.8%        9.1%     $   28.34     $   28.45       (18,332)        29,690
Sixth Avenue/Rock Ctr     1,304,092       114,453        8.2%        8.8%     $   24.53     $   24.04       (33,704)        10,563
West Side                 2,387,277       150,220        5.9%        6.3%     $   23.58     $   23.38        46,874        100,495
Penn Station              5,583,434     1,466,189       26.1%       26.3%     $   19.44     $   19.43      (127,224)       109,875
Textile/Garment          13,020,997     2,473,021       18.3%       19.0%     $   24.40     $   24.20       (11,492)       212,223
Lincoln Center            1,003,250       113,843       11.2%       11.3%     $   21.87     $   21.96       (34,045)         3,855

Midtown Total            39,395,235     6,160,384       15.0%       15.6%     $   22.72     $   22.63       (67,663)       871,470

SoHo                      1,039,880         7,500        0.7%        0.7%     $   26.33     $   26.33        10,360         20,353
Greenwich/NoHo            2,888,613       613,950       20.0%       21.3%     $   20.42     $   20.14        76,665         82,465
Madison/Union Square     15,860,433     1,772,851       10.0%       11.2%     $   21.58     $   21.54       (14,662)       346,834
Hudson Sq./W. Village     1,998,316       407,968       20.3%       20.4%     $   18.42     $   18.43        56,939         58,900
Chelsea                   5,187,510       846,319       12.8%       16.3%     $   16.95     $   17.28       (15,383)        32,678

Midtown South Total      26,974,752     3,648,588       12.0%       13.5%     $   20.04     $   19.98       113,919        541,230

Source: Cushman & Wakefield Research Services


                                      -27-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Midtown Manhattan Office Market Analysis
================================================================================

Summary

      The Midtown Manhattan office market has recovered from the effects of the recent recession. After displaying lackluster leasing in 1990 and 1991 during the national recession, Midtown leasing activity began to improve in 1992. Leasing activity in 1993 was brisk, and 1994 posted over 20 million square feet of leasing activity. Year-end 1996 had the highest level of leasing activity in the twelve years that Cushman & Wakefield has reported these statistics, including six Midtown South transactions in the fourth quarter, each in excess of 100,000 square feet, finishing the year at 22.9+ million square feet. First quarter of 1997 year-to-date leasing activity was reported as 4.9+/- million square feet.

      As total Midtown leasing for the year substantially outweighed new space availabilities, absorption was positive, totaling 1.8+/- million square feet. First quarter of 1997 absorption was negative 323,000 square feet due mainly to new availabilities in the Midtown market. Dynamic leasing activity in Midtown South was also instrumental in driving its overall year-to-date absorption to positive 664,000 square feet, exceeding previous projections.

      The overall vacancy rate in Midtown fell to 10.8 percent from 12.1 percent at the end of first quarter of 1997. The Class A vacancy rate, which was 12.1 percent one year ago, dropped to 9.5 percent in the first quarter of 1997, its lowest level in ten years. These statistics are a strong indication that the Midtown market has improved, evidencing continued absorption and growing demand for space that entered the market during the late 1980s.

      New construction was almost non-existent in 1993 through the first half of 1996, with just a few owner occupied buildings completed. New construction completions through the end of the century will be limited to a few significant projects of which most will be pre-leased, given the security most lenders require in the wake of the past recession. This limited construction activity bodes well for the Midtown market since it forces office tenants to take space in existing buildings, thereby lowering the vacancy rate and increasing the rental rate over the long term.

Conclusion

      The Midtown Manhattan market appears to have stabilized and the outlook for the near future is encouraging. Both leasing and absorption activities improved significantly through the fourth quarter of 1996, and this positive trend is expected to continue through 1997, supported by a stable regional economy.

      The Midtown Manhattan vacancy rate continues to fall, and asking rents have increased albeit slightly. Real estate analysts expect a period of stability within the Midtown Manhattan market over the next year, with base rents remaining level or showing modest increases. It is anticipated, however, that concession packages should continue to decline, resulting in an effective rental rate increase. The overall assessment of the Midtown office market is more positive than in recent years.

================================================================================


                                      -28-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

--------------------------------------------------------------------------------



                                Neighborhood Map

                               [GRAPHIC OMITTED]



--------------------------------------------------------------------------------

                                                           NEIGHBORHOOD ANALYSIS
================================================================================

      The subject office building is located at 605 Third Avenue, between 39th Street and 40th Street. As mentioned previously, the subject property's location is within the Grand Central Office Market District of Midtown Manhattan. Due to the subject's address, the building can be described as the southeast corner of the Grand Central Office Market District.

Immediate Neighborhood

      The subject office building is located on the easterly side of Third Avenue, bounded by 39th Street to the south, and 40th Street to the north. As a blockfront structure, the subject property offers frontage on Third Avenue, 39th Street and 40th Street. To the west of the subject building, on the opposite side of Third Avenue, is 600 Third Avenue, a 42-story office complex. An office building containing 925,000+/- square feet of office space is located at 633 Third Avenue, bordering the subject to the north. Bordering the subject to the south and east is the residential neighborhood of Murray Hill, which features numerous low-rise residential structures. The subject's immediate neighborhood enjoys a variety of commercial and residential structures, due to the subject's unique location at the southeast corner of the Grand Central Office Market district. In general, the subject is bordered by corporate oriented buildings to the north and west and the predominantly residential neighborhood of Murray Hill to the south and east.

      The 43-story subject property was constructed in 1963 and features favorable access to both Grand Central Station and the Queens Midtown Tunnel. The close proximity of the train station, featuring several lines of the intricate NYC Subway system and serving Metro-North commuters as far north as New Haven, Connecticut; and the tunnel, offering motorists easy access from the Long Island Expressway, bodes very well for the subject facility. Additionally, the subject property enjoys excellent views to the south and east. As mentioned above, the subject property is bounded by lower-story residential buildings to the south and east, and therefore enjoys virtually unobstructed views in those directions. Lastly, although the subject building is approximately 32 years in age, its effective age is considerably lower due to on-going renovations. Over the history of the building, significant improvements to the structure's mechanical systems and public areas have occurred. These include upgrading the cooling towers and the air-cooling and ventilation system throughout the building, upgrading the elevator systems, and renovating the main entrance lobby and the elevator lobbies on each office floor.

Competitive Building Overview

      In order to identify the office buildings considered most comparable with the subject property, we have conducted a survey of the Grand Central Office Market district. Based upon our survey, we have concluded that 17 office properties compete with the subject building within the Grand Central District. The competitive building write-ups, found on the following pages, describe and highlight pertinent office market statistics of the buildings deemed most comparable with the subject.

================================================================================


                                      -29-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

                                Subject Property

Location:                                       605 Third Avenue

Year Built:                                     1963

No. of Floors:                                  43

Rentable Area
         Office:                                948,103+/- SF
         Retail:                                 17,070+/- SF
         Basement:                               19,274+/- SF

         Total:                                 984,447+/- SF

Office Area Available (All Direct):             18,695+/- SF

Office Vacancy Rate:                            1.9%

Typical Floor Size
         Minimum:                               18,000 SF
         Maximum:                               34,200 SF

Asking (Face Rates)
         Office:                                $335.00 to $37.00
         Retail:                                N/A

Operating Expenses:                             Direct pass through

Real Estate Taxes:                              Direct pass through

Comments:

      The subject building, 605 Third Avenue, was built in 1963 and contains 984,447+/- total square feet of space. The total square footage is comprised of 948,103+/- square feet of office space, 17,070+/- square feet of retail space and 19,274+/- square feet of basement space. This 43-story office building currently has a 1.9% vacancy rate. The asking rents in the subject are approximately $33.00 to $37.00 per square foot plus an electric charge.

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                                      -30-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

                             Competitive Property #1

Location:                                       633 Third Avenue

Year Built:                                     1960

No. of Floors:                                  41

Rentable Area
         Office:                                948,000 SF
         Retail/Basement:                        70,735 SF

         Total:                                 1,018,735 SF

Office Area Available (All Direct):             163,423

Office Vacancy Rate:                            17.24%

Typical Floor Size
         Minimum:                               17,800+/- SF
         Maximum:                               45,400+/- SF

Asking (Face Rates)
         Office:                                $29.00 - $36.75
         Retail:                                N/A

Operating Expenses:                             Direct pass through

Real Estate Taxes:                              Direct pass through

Comments:

      This property is a 41-story, 1,018,735+/- square foot. Approximately 163,423+/- square feet of the total rentable office area is available, yielding a vacancy rate of 17.24%. Asking average rent ranges from $29.00 to $36.75 per square foot. The electric is submetered. This property as been converted to condominium ownership. Overall, this property is considered inferior to 605 Third Avenue.

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                                      -31-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

                             Competitive Property #2

Location:                                       150 East 42nd Street

Year Built:                                     1956

No. of Floors:                                  42

Rentable Area
         Office:                                1,346,822 SF
         Retail:                                   33,100 SF

         Total:                                 1,379,922 SF

Office Area Available (All Direct):             119,439 SF

Office Vacancy Rate:                            8.87%

Typical Floor Size
         Minimum:                               22,300 SF
         Maximum:                               93,800 SF

Asking (Face Rates)
         Office:                                $29.00 - $41.00
         Retail:                                N/A

Operating Expenses:                             Direct pass through

Real Estate Taxes:                              Direct pass through

Comments:

      150 East 42nd Street is a 42-story office building featuring 1,346,822+/- square feet of office space. The property features limited retail space totaling 33,100+/- square feet. As of July 30, 1997, there was 119,439+/- square feet of total office availability in the building, indicating a vacancy rate of 8.87%. The asking rent in this building ranges from $29.00 to $41.00 per square foot, and the electric is directly metered.

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                                      -32-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

                             Competitive Property #3

Location:                                       The Kent Building
                                                666 Third Avenue

Year Built:                                     1951

No. of Floors:                                  35

Rentable Area
         Office:                                426,725 SF

         Total:                                 426,725 SF

Office Area Available (All Direct):             206,715 SF

Office Vacancy Rate:                            48.44%

Typical Floor Size
         Minimum:                                9,300 SF
         Maximum:                               32,000 SF

Asking (Face Rates)
         Office:                                $30.00 - $34.00

Operating Expenses:                             Direct pass through

Real Estate Taxes:                              Direct pass through

Comments:

      The Kent Building is a 426,725 square foot, 35-story office building which, according to Cushman & Wakefield, was 48.44% vacant as of July 30, 1997. The estimated asking rates for this property range from $30.00 to $34.00 per square foot plus an electric charge of approximately $3.00 per square foot.

================================================================================


                                      -33-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

                             Competitive Property #4

Location:                                       675 Third Avenue

Year Built:                                     1964

No. of Floors:                                  37

Rentable Area
         Office:                                265,411 SF
         Retail:                                  9,640 SF

         Total:                                 275,051 SF

Office Area Available (All Direct):             64,469 SF

Office Vacancy Rate:                            24.3%

Typical Floor Size
         Minimum:                                7,300 SF
         Maximum:                               16,300 SF

Asking (Face Rates)
         Office:                                $32.00 - $34.00
                                                N/A

Operating Expenses:                             Direct pass through

Real Estate Taxes:                              Direct pass through

Comments:

      This 37-story building was constructed in 1964 and features 275,051+/- total square feet of space. Approximately 97% of the space is for office use, with retail space comprising only 9,640 square feet. 675 Third Avenue was 24.3% vacant as of July 30, 1997. Current asking rates range from $32.00 to $34.00 per square foot plus an electric charge of $2.90 per square foot.

================================================================================


                                      -34-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

                             Competitive Property #5

Location:                                       711 Third Avenue

Year Built:                                     1956

No. of Floors:                                  19

Rentable Area
         Office:                                431,000 SF
         Retail:                                 25,000 SF

         Total:                                 456,000 SF

Office Area Available (All Direct):             101,221 SF

Office Vacancy Rate:                            23.5%

Typical Floor Size
         Minimum:                               14,200 SF
         Maximum:                               45,600 SF

Asking (Face Rates)
         Office:                                $31.00
                                                N/A

Operating Expenses:                             Direct pass through

Real Estate Taxes:                              Direct pass through

Comments:

      The building at 711 Third Avenue was built in 1956 and features 19 stories. This 431,000+/- square foot office building also features 25,000+/- square feet of retail space. The office space is renting on average for $31.00 per square foot and the electric is directly metered. The office vacancy rate for the building was estimated to be 23.5% as of July 30, 1997.

================================================================================


                                      -35-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

                             Competitive Property #6

Location:                                       The Sun America Building
                                                733 Third Avenue

Year Built:                                     1961

No. of Floors:                                  24

Rentable Area
         Office:                                366,002 SF
         Retail:                                 16,214 SF

         Total:                                 382,216 SF

Office Area Available (All Direct):             6,877 SF

Office Vacancy Rate:                            1.88%

Typical Floor Size
         Minimum:                                6,400 SF
         Maximum:                               26,900 SF

Asking (Face Rates)
         Office:                                N/A
                                                N/A

Operating Expenses:                             Direct pass through

Real Estate Taxes:                              Direct pass through

Comments:

      The Sun America Building features 366,022+/-square feet of office space and 16,214+/-square feet of retail space. As of July 30, 1997, the building was 98.2% occupied. The 24-story building was built in 1961 and features floor sizes ranging from 6,400 square feet to 26,900 square feet.

================================================================================


                                      -36-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

                             Competitive Property #7

Location:                                       Teachers Insurance Building
                                                730 Third Avenue

Year Built:                                     1958

No. of Floors:                                  28

Rentable Area
         Office:                                407,000 SF
         Retail:                                 16,000 SF

         Total:                                 423,000 SF

Office Area Available (All Direct):             0 SF

Office Vacancy Rate:                            0.0%

Typical Floor Size
         Minimum:                                7,200 SF
         Maximum:                               13,000 SF

Asking (Face Rates)
         Office:                                N/A
                                                N/A

Operating Expenses:                             Direct pass through

Real Estate Taxes:                              Direct pass through

Comments:

      The Teachers Insurance Building was built in 1958 and contains 28 stories. The building contains 407,000+/-of office space and 16,000+/-square feet of retail space.

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                                      -37-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

                             Competitive Property #8

Location:                                       750 Third Avenue

Year Built:                                     1958

No. of Floors:                                  34

Rentable Area
         Office:                                686,356 SF
         Retail:                                 30,000 SF

         Total:                                 716,356 SF

Office Area Available (All Direct):             0 SF

Office Vacancy Rate:                            0.0%

Typical Floor Size
         Minimum:                                9,700 SF
         Maximum:                               38,900 SF

Asking (Face Rates)
         Office:                                N/A
                                                N/A

Operating Expenses:                             Direct pass through

Real Estate Taxes:                              Direct pass through

Comments:

      750 Third Avenue is a 716,356+/- square foot, 34-story office building that features 30,000+/- square feet of retail space and 686,356+/- square feet of office space. The building was built in 1958 and as of July 30, 1997, the building was 100% occupied.

================================================================================


                                      -38-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

                             Competitive Property #9

Location:                                       747 Third Avenue

Year Built:                                     1972

No. of Floors:                                  38

Rentable Area
         Office:                                344,965 SF
         Retail:                                 16,000 SF

         Total:                                 360,965 SF

Office Area Available (All Direct):             36,835 SF

Office Vacancy Rate:                            10.6%

Typical Floor Size
         Minimum:                                1,200 SF
         Maximum:                               16,400 SF

Asking (Face Rates)
         Office:                                $33.00 - $36.00
         Retail:                                N/A

Operating Expenses:                             Direct pass through

Real Estate Taxes:                              Direct pass through

Comments:

      The building at 747 Third Avenue is a 360,965+/- square foot, 38-story office building built in 1972. It contains 344,965+/- square feet of office space, and 16,000 square feet of retail space. As of July 30, 1997, there was 36,835+/- available square feet of office space with asking rents ranging from $33.00 to $36.00 per square foot. The building's electric charges range from $2.75 to $3.00 per square foot.

================================================================================


                                      -39-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

                            Competitive Property #10

Location:                                       845 Third Avenue

Year Built:                                     1963

No. of Floors:                                  21

Rentable Area
         Office:                                313,093 SF

         Total:                                 313,093 SF

Office Area Available (All Direct):             0 SF

Office Vacancy Rate:                            0

Typical Floor Size
         Minimum:                                4,500 SF
         Maximum:                               22,500 SF

Asking (Face Rates)
         Office:                                $29.00

Operating Expenses:                             Direct pass through

Real Estate Taxes:                              Direct pass through

Comments:

      845 Third Avenue is a 313,093+/- square foot Midtown office building with 21 stories. The building contains no retail space. This building was fully occupied as of July 30, 1997.

================================================================================


                                      -40-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

                            Competitive Property #11

Location:                                       The MacMillan Building
                                                866 Third Avenue

Year Built:                                     1966

No. of Floors:                                  31

Rentable Area
         Office:                                454,000 SF
         Retail:                                 20,000 SF

         Total:                                 474,000 SF

Office Area Available (All Direct):             0 SF

Office Vacancy Rate:                            0

Typical Floor Size
         Minimum:                                7,600 SF
         Maximum:                               27,200 SF

Asking (Face Rates)
         Office:                                $33.00 - $39.00
         Retail:                                N/A

Operating Expenses:                             Direct pass through

Real Estate Taxes:                              Direct pass through

Comments:

      This 31-story building contains 454,000+/- SF of office space and 20,000+/- SF of retail space.

================================================================================


                                      -41-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

                            Competitive Property #12

Location:                                       875 Third Avenue

Year Built:                                     1982

No. of Floors:                                  29

Rentable Area
         Office:                                662,588 SF
         Retail:                                  5,000 SF

         Total:                                 667,588 SF

Office Area Available (All Direct):             0 SF

Office Vacancy Rate:                            0

Typical Floor Size
         Minimum:                               21,800 SF
         Maximum:                               29,000 SF

Asking (Face Rates)
         Office:                                N/A
         Retail:                                N/A

Operating Expenses:                             Direct pass through

Real Estate Taxes:                              Direct pass through

Comments:

      875 Third Avenue is a 662,588+/-square foot building with 29 stories. The building was built in 1982. As of July 30, 1997, according to the Cushman & Wakefield Combined Building and Space Survey, there is no space available.

================================================================================


                                      -42-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

                            Competitive Property #13

Location:                                       Fifty Third at Third
                                                885 Third Avenue

Year Built:                                     1986

No. of Floors:                                  34

Rentable Area
         Office:                                581,339 SF
         Retail:                                 18,809 SF

         Total:                                 600,148 SF

Office Area Available (All Direct):             0 SF

Office Vacancy Rate:                            0%

Typical Floor Size
         Minimum:                               12,500 SF
         Maximum:                               29,000 SF

Asking (Face Rates)
         Office:                                $43.00 - $44.00
         Retail:                                N/A

Operating Expenses:                             Direct pass through

Real Estate Taxes:                              Direct pass through

Comments:

      885 Third Avenue was constructed in 1986. The building features 600,148 square feet of total space, 581,339 square feet of office space, with the remainder being retail space.

================================================================================


                                      -43-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

                            Competitive Property #14

Location:                                       909 Third Avenue

Year Built:                                     1968

No. of Floors:                                  33

Rentable Area
         Office:                                1,125,000 SF
         Retail:                                   30,000 SF

         Total:                                 1,155,000 SF

Office Area Available (All Direct):             50,120+/- SF

Office Vacancy Rate:                            4.46%

Typical Floor Size
         Minimum:                               29,300 SF
         Maximum:                               30,200 SF

Asking (Face Rates)
         Office:                                $28.00 - $40.00
         Retail:                                N/A

Operating Expenses:                             Direct pass through

Real Estate Taxes:                              Direct pass through

Comments:

      909 Third Avenue was constructed in 1968. The building features 1,155,000+/- square feet of total space, 1,125,000 square feet of office space, with the remainder being retail space. As of July 30, 1997, there were 50,120+/- square feet available, according to Cushman & Wakefield's Market Research.

================================================================================


                                      -44-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

                            Competitive Property #15

Location:                                       919 Third Avenue

Year Built:                                     1970

No. of Floors:                                  47

Rentable Area
         Office:                                1,152,000 SF

         Total:                                 1,152,000 SF

Office Area Available (All Direct):             594,192 SF

Office Vacancy Rate:                            51.6%

Typical Floor Size
         Minimum:                               21,700 SF
         Maximum:                               43,700 SF

Asking (Face Rates)
         Office:                                $29.00 - $38.00

Operating Expenses:                             Direct pass through

Real Estate Taxes:                              Direct pass through

Comments:

      919 Third Avenue was constructed in 1970. The building features 1,152,000+/- square feet of total space, all of which is office space. As of July 30, 1997, there was an availability of 594,192+/- square feet, according to Cushman & Wakefield's Market Research. A major block of office space has become available in this building since Skadden, Arps has signed a lease for space in 4 Times Square.

================================================================================


                                      -45-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

                            Competitive Property #16

Location:                                       900 Third Avenue

Year Built:                                     1983

No. of Floors:                                  36

Rentable Area
         Office:                                515,200 SF
         Retail:                                  7,500 SF

         Total:                                 522,700 Sf

Office Area Available (All Direct):             45,432 SF

Office Vacancy Rate:                            8.82%

Typical Floor Size
         Minimum:                                3,100 SF
         Maximum:                               16,000 SF

Asking (Face Rates)
         Office:                                $35.00 - $37.00`
         Retail:                                N/A

Operating Expenses:                             Direct pass through

Real Estate Taxes:                              Direct pass through

Comments:

      900 Third Avenue was constructed in 1983. The building features 522,700+/- square feet of total space, 515,200+/- square feet of office space, with the remainder being retail space. As of July 30, 1997, there were 45,432+/- square feet of office space available, according to Cushman & Wakefield's Market Research.

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                                                             CUSHMAN &
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                                                     VALUATION ADVISORY SERVICES
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                                                           Neighborhood Analysis
================================================================================

                            Competitive Property #17

Location:                                       599 Lexington Avenue

Year Built:                                     1986

No. of Floors:                                  47

Rentable Area
         Office:                                955,274 SF
         Retail:                                 13,525 SF

         Total:

Office Area Available (All Direct):             0

Office Vacancy Rate:                            0

Typical Floor Size
         Minimum:                                7,600 SF
         Maximum:                               29,900 SF

Asking (Face Rates)
         Office:                                $45.00 - $47.00
         Retail:                                N/A

Operating Expenses:                             Direct pass through

Real Estate Taxes:                              Direct pass through

Comments:

      599 Lexington Avenue was constructed in 1986. The building features 968,799+/-square feet of total space, 620,000 square feet of office space, with the remainder being retail space.

      The Competitive Office Building Summary Chart summarizing the comparable building office market statistics can be found on the following facing page. It should be noted that any sublease space with less than a ten year lease and below grade commercial space asking rents were disregarded in terms of this survey. Additionally, the vacancy rates listed are based on the most current listings available as of July 30, 1997. Lastly, the vacancy rates detailed are strictly office vacancy space rates and do not include any retail space (available or in total inventory).

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                                      -47-
                                                             CUSHMAN &
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                                                           Neighborhood Analysis
================================================================================

      The overall comparable office buildings featured in the survey range in age from 1951 to 1986. The various buildings range in stories from 19 to 77 floors. The comparable property with the smallest rentable office space is the building at 675 Third Avenue with an estimated 265,411+/- square feet of total office space. 150 East 42nd Street, offers the largest rentable office space with approximately 1,346,822+/- square feet. Average asking rents within the subject's overall competitive market range from $28.00 to $47.00 per square foot. Based on the competitive office market summary, the overall market featured an estimated 11,928,000+/- square feet of total office inventory. The overall market, as of July 30, 1997 featured approximately 1,444,000+/- square feet of available office space. This equates to an overall office vacancy rate of 12.1 percent.

      Several recent lease transactions have been signed in 150 East 42nd Street. This structure which is Mobil Oil's former headquarters, is reported to be in fair condition. The larger floor plates, ranging between 50,000 square feet and 93,000 square feet, are difficult to subdivide and appeal to large tenants.

      The MacMillan Building, 866 Third Avenue, currently has 435,000+/- square feet available for rent. Although the floor plates within this structure range in size between 12,000+/- square feet and 28,000+/- square feet, ownership is interested only in leasing to 150,000 square feet to 200,000 square feet tenants. This strategy coupled with the floor sizes and a fair reputation within this market have contributed to a slow lease-up of the space.

      The subject fares well against the properties with which it is most competitive. The subject has a very convenient location for both public transportation and private automobile. In addition, 605 Third Avenue remains in superior condition both structurally and mechanically and offers excellent southerly views.

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                                                             CUSHMAN &
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                                                            PROPERTY DESCRIPTION
================================================================================

Site Description

Property:                     605 Third Avenue
                              New York, New York

Location:                     The site is located on the easterly blockfront of
                              Third Avenue between East 39th Street and East
                              40th Street.

Shape:                        Irregular

Site Area:                    71,210+/- square feet

Frontage:                     197 feet 6 inches on Third Avenue
                              359 feet 7 inches on East 39th Street
                              361 feet on East 40th Street

Topography/Terrain:           The site is level at street grade.

Street Improvements:          Curbing, sidewalks and street lighting.

Access: Pedestrian access to the building is available via entrances on Third Avenue, East 39th Street and East 40th Street. Vehicular access is available to the garage from East 39th Street and East 40th Street.


Site Disclaimers
Soil Conditions:              We did not receive nor review a soil report.
                              However, we assume that the soil's load-bearing capacity is sufficient to support the existing structure. We did not observe any evidence to the contrary during our physical inspection of the property. The tract's drainage appears to be adequate.

Utilities
Water:                        City of New York

Sewer:                        City of New York

Electricity:                  Consolidated Edison

Steam Heat:                   Consolidated Edison

Telephone:                    NYNEX

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                                                             CUSHMAN &
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                                                            Property Description
================================================================================

Land Use Restrictions:        We were not given a title report to review. We do
                              not know of any easements, encroachments, or restrictions that would adversely affect the site's use. However, we recommend a title search to determine whether any adverse conditions exist.

Flood Hazard:                 According to Community Panel No. 360497-0039B,
                              National Flood Insurance Rate Map, effective
                              November 16, 1983, the subject property is in Flood Hazard Zone C and, therefore, does not require flood hazard insurance.

Wetlands:                     We were not given a Wetlands survey. However, it
                              appears that the site is not encumbered by regulated wetlands.

Site Improvements:            The site is improved with an office tower and a
                              parking garage.

Comments:                     Overall, the site was found to be a functional
                              parcel, well suited for its existing use and typical of this area.

Hazardous Substances:         Asbestos containing materials have been removed
                              from mechanical rooms and VAT flooring on floors that have been rebuilt over the past ten years.
                              VAT remains under carpet on some floors. There is ACM fireproofing in some elevator shafts and insulation on some pipes in steam shafts.

Improvements Description

      The improvements consist of a 43-story and basement, Class A office tower containing a total rentable area of 984,447+/- square feet completed in 1963. The improvements provide for office space in the above-grade areas, retail space on the ground level and a parking garage. The following description of the improvements is based upon our physical inspection of the property along with our discussions of the property with the ownership and management.

General Description
      Year Built:             1963

      Building Area
           Rentable Area:     984,447+/- SF

      Building Height:        43 stories plus basement

      Building Efficiency:    23 percent loss factor

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                                                             CUSHMAN &
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                                                            Property Description
================================================================================

Construction Detail:
      Foundations:            Foundations rest on bedrock and appear to be
                              constructed of poured concrete.

      Framing: Framing throughout the property is structural steel

      Column Spacing:         Columns are spaced 23 feet on center

      Ceiling Heights:        Ceiling heights throughout the property are 11
                              feet 4 inches from slab to slab. This accommodates a dropped acoustical ceiling of 8-1/2 feet.

      Floors:                 Poured concrete

      Exterior Walls:         The exterior curtain wall is finished with
                              aluminum and three-eighths inch spandrel glass with insulated aluminum black panels. The glass is shaded black, transparent only from the inside.

      Roof Cover:             The roof is rubberoid membrane and built-up
                              composition with pebble covering. The roof was replaced in 1989-1990.

      Windows: The windows throughout the property are fixed glass in aluminum frames.

      Pedestrian Doors:       The pedestrian doors are a combination of
                              revolving glass and swinging glass doors in aluminum frames.

      Loading Doors:          There is a loading dock on East 40th Street
                              utilized by the retail tenant. It is an exterior dock with a steel structural overhead door. There is an exterior loading dock on East 39th Street with a swinging door and two overhead doors for the building.

Mechanical Detail
      Heating and Cooling:    Heating to the property is provided by
                              Consolidated Edison steam. Steam is distributed through the property via an interior/perimeter heating system. All mechanical equipment is located in the basement area and on mechanical floors which are located on part of the 7th and part of the 28th floors. Cooling to the property is provided by chillers operated by steam from Con
                              Edison steam. The cooling towers which service the property are located on the roof.

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                                                             CUSHMAN &
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                                                            Property Description
================================================================================

      Plumbing:               Plumbing throughout the property appears to be in
                              adequate condition and is appropriate for the existing and expected future use of the property.

      Electrical:             All wiring in the switchboard rooms is assumed to
                              be to building code standards.

      Elevator Service:       There are five elevator banks. These banks service
                              the building as follows: 1) Floors 2-7; 2) Floors
                              7-12; 3) Floors 14-24; 4) Floors 24-33; 5) Floors
                              34-44. In addition, there are two freight elevators which service all floors. The elevator systems appear to be adequate in number for a structure of this size and appear to be in excellent condition. In 1989, the passenger cars were upgraded with new SCR controllers.

      Security/Fire
      Protection:             The property is in full compliance with Local Law
                              No. 5/73. The property is partially sprinklered, compartmentalized and contains elevator recall, computer alarm and speaker control systems.

Interior Detail
      Floors: The finished floors vary from level to level and from tenant to tenant. Generally, the elevator lobbies are finished with wood floors, stone tiled floors or are carpeted. Tenants which occupy full floors have installed very high quality grade finishes.

      Ceiling: Ceilings throughout the property are suspended acoustical tile. Generally, the acoustical tile is suspended 12 inches below the concrete slab. This area is generally filled with duct work and wiring.

      Walls: Walls throughout the floors are sheetrock over metal studs. Generally, the sheetrock walls are painted or are treated with various wall coverings.

      Lighting:               A combination of fluorescent and incandescent
                              fixtures.

      Restrooms:              Each floor is equipped with a men's and a women's
                              restrooms in a central location. The restrooms are fully equipped. Many of the restroom areas throughout the building have been renovated.

Americans With                Compliance with these regulations is being met as
 Disabilities Act             floors are being rebuilt.
 Compliance:

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                                                            Property Description
================================================================================

Site Improvements
      On-Site Parking:        The parking garage structure has a capacity of 750
                              cars.

      Condition:              Excellent

Comments:                     The quality of the subject improvements is rated
                              to be very good, the layout and functional plan are considered to be excellent. The building was completed in 1963 and has undergone periodic renovations and mechanical overhauls including a full lobby renovation in 1985. The normal life expectancy of this type of building is 45 years.
                              Its effective age is estimated to be 20 years, therefore, its estimated remaining economic life is 25 years.


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                                                             CUSHMAN &
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                                             REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

      The 1997/98 assessment for the property is as follows:

                                            Actual                  Transitional

      Land                               $27,000,000                $19,800,000
      Improvements                       $55,350,000                $56,430,000

      Total                              $82,350,000                $76,230,000

      Tax Rate                                $10.072/$100 of Assessed Value

      Taxes                              $ 7,677,885.60             $7.80/SF

      Plus: Business Improvement
      District Tax                       $   164,429

      Total                              $ 7,842,314.60             $7.97

      Real estate taxes in New York City are normally the product of the transitional assessed value times the tax rate, for the fiscal year July 1 through June 30 (payable July 1 and January 1). The transitional assessed value is based on a five year phase-in of actual assessed value. If the actual assessed value is lower than the transitional assessed value for that year, the actual assessed value is multiplied by the tax rate to determine the tax.

      In the case of the subject property, the 1997/98 actual assessed value is greater than the transitional assessed value. This has been the case for the previous four tax assessment years, as illustrated below.

============================================================================================
           Historical Tax Assessments and Payments (Excluding Bid Tax)
============================================================================================
                                   Total
                                Transitional
             Total Taxable       Assessment       Tax Rate Per                  $ Amount Per
Tax Year    Assessment (000)       (000)              $100         Taxes Owed      Sq. Ft.
============================================================================================
1994/95        $71,100            $64,710           $10.608        $6,864,437       $6.97
--------------------------------------------------------------------------------------------
1995/96        $81,000            $68,580           $10.402        $7,133,692       $7.25
--------------------------------------------------------------------------------------------
1996/97        $81,450            $74,160           $10.252        $7,602,883       $7.72
--------------------------------------------------------------------------------------------
1997/98        $82,350            $76,230           $10.072        $7,677,855       $7.80
============================================================================================

      Our tax projection (including Bid Tax) for the 1997 calendar year, therefore, is based upon the 1996/97 and 1997/98 actual assessments for calendar year 1997 as follows:

            1996/97 Fiscal Taxes $7,772,732 @ 50% =       $3,886,366
            1997/98 Fiscal Taxes $7,842,315 @ 50% =       $3,921,158
                                                          ----------
            1997 Calendar Year Taxes                      $7,807,524

      In an effort to evaluate the fairness of the subject's current assessed value and future prospects for a change in the assessment, we have 1) compared the most recent assessments (land and building) to that of other similar properties, 2) compared the assessment to the market value estimate concluded in this report, and 3) considered the potential for future changes in the assessed value of the subject property.

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                                                             CUSHMAN &
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                                             Real Property Taxes And Assessments
================================================================================

      Listed below is a summary chart of the 1997/98 assessments for the subject and three properties considered to have varying degrees of comparability to the subject property.

====================================================================================================================================
                                                    Year          Total Rentable         Total Assessed        Assessment Per
      No.            Property                       Built              Area                   Value                Sq. Ft.
====================================================================================================================================
    Subject      605 Third Avenue                   1963             984,447               $82,350,000              $83.65
------------------------------------------------------------------------------------------------------------------------------------
      1.         90 Park Avenue                     1963             895,325               $62,316,000              $69.60
------------------------------------------------------------------------------------------------------------------------------------
      2.         730 Third Avenue                   1959             596,500               $38,250,000              $64.12
------------------------------------------------------------------------------------------------------------------------------------
      3.         100 Park Avenue                    1950             778,183               $55,428,000              $71.23
------------------------------------------------------------------------------------------------------------------------------------
      4.         335 Madison Avenue                 1982             874,734               $75,150,000              $85.91
------------------------------------------------------------------------------------------------------------------------------------
      5.         750 Third Avenue                   1957             761,057               $53,590,000              $70.41
====================================================================================================================================

      Our survey of the subject and comparable office buildings, which contain primarily office space, indicates assessments ranging from $64.12 to $85.91 per square foot. The average assessments of the five comparables, excluding the subject, is $72.25 per square foot. This compares with the subject assessment of $83.65 per square foot which is toward the upper end of this range of assessments per square foot.

      As will be discussed later within this report, we have concluded at a market value of $180,000,000 for the subject property. The 1997/98 actual assessed value of $82,350,000 is equivalent to 45.75 percent of market value. This assessment/sale price ratio is within the range of the ratios found for standard office buildings in the marketplace. In addition, in light of the property's income and expenses, as well as our analysis of the tax comparables, leads us to believe that the subject property's current taxable assessment is reasonable. It is important to note that the ownership is actively pursuing a reduction in the current assessment with the City Tax Commission and the Assessor. Projected cash flow has stabilized and there are no large increases in Net Operating Income and Cash Flow over the projection period (refer to Annual Cash Flow Report). Therefore, we have adopted an average growth rate of 2 1/2% per year as applied to real estate taxes.

Conclusion of Future Real Estate Taxes

      As previously noted, based upon a declining tax base and increased government spending, we expect overall tax rates to increase over the next several years. Historically, the commercial tax rate in New York City has increased an average of 1.51 percent per annum compounded from the 1989/90 tax year to the 1997/98 tax year as exhibited on the following chart. During the 1996/97 and 1997/98 tax years, the tax rate has decreased approximately 1.5 percent per annum.

================================================================================
                     1989/90                    $ 9.539
--------------------------------------------------------------------------------
                     1990/91                    $ 9.924
--------------------------------------------------------------------------------
                     1991/92                    $10.631
--------------------------------------------------------------------------------
                     1992/93                    $10.698
--------------------------------------------------------------------------------
                     1993/94                    $10.724
--------------------------------------------------------------------------------
                     1994/95                    $10.608
--------------------------------------------------------------------------------
                     1995/96                    $10.402
--------------------------------------------------------------------------------
                     1996/97                    $10.252
--------------------------------------------------------------------------------
                     1997/98                    $10.072
================================================================================

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                                                             CUSHMAN &
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                                             Real Property Taxes And Assessments
================================================================================

      Based upon the current taxable assessment and the 1997/1998 tax rate, the current calendar year taxes are $7,807,524. Therefore, we have assumed that total tax increases will be limited to 2 1/2% per annum.

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                                                                          ZONING
================================================================================

      According to Map 8d, published by the New York City Planning Commissions, there are two zoning districts which cover the subject property. The portion of the property situated on Third Avenue, extending to a depth of 200 feet is located in a C5-3 district, while the remainder of the site is located in a C1-9 zoning district. This district is identified as a General Central Commercial District.

      These districts are designed to provide for office buildings and a great variety of large retail stores and related activities which occupy the prime retail frontage in the Central Business District, and which serve the entire metropolitan region. The district regulations also permit a few high/value custom manufacturing establishments which are generally associated with the predominant retail activities, and which depend on personal contacts with persons living all over the region. The district regulations are also designed to provide for continuous retail frontage.

      The C5-3 zoning district allows for a floor area ratio of 15 times the site area. Therefore, the subject property has a zoning floor area of 592,500+/- square feet without the consideration of any bonusable areas that might be available. The rear portion of the site is restricted to a zoning floor area of 63,420 for retail/commercial use and 317,100+/- square feet for residential use. The subject property contains a rentable area of 984,447+/- square feet and accordingly, is non-conforming with regard to building bulk. However, the subject property was constructed in 1963 and predates the current zoning statues. Therefore, the subject property is a legal, non-conforming use which appears to satisfy the zoning regulations in all other matters. Permitted uses in the C5 designation include light manufacturing buildings, commercial office buildings and residential buildings. Retail uses are permitted on the site.

      We know of no deed restrictions, private or public, that further limit the subject property's use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.

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                                                            HIGHEST AND BEST USE
================================================================================

      According to the Dictionary of Real Estate Appraisal, Third Edition
(1993), a publication of the Appraisal Institute, the highest and best use is defined as:

      The reasonable probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

As Vacant

      Our initial consideration of the subject site as vacant concerns the land uses which are physically possible on the subject parcel. The subject site contains an area of 71,210+/- square feet of land with excellent frontage on the Third Avenue, East 39th Street and East 40th Street. The size and the configuration of the site are felt to provide a suitable land use or development potential for a wide variety of possible as well as typical Midtown land uses. Access and exposure are felt to be excellent for office use. Municipal utilities would adequately provide for all conceivable uses. Street improvements are also adequate. Therefore, the physical characteristics of the site provide for a wide range of potential land uses.

      Secondly, we must consider the land uses which were legally permissible based upon the prevailing zoning and land use ordinances. The subject's zoning classification permits development of office, retail and service related uses. Office uses are consistent with the overall development of the area.

      Finally, we have considered the possible land uses which would be financially feasible and which would produce the highest net return to the land. As noted in our discussion, office uses felt to be the most appropriate land use for the subject. Vacancy rates in Midtown Manhattan are such that it is likely that a developer would look for improvement in the market prior to undertaking a major development of this kind. However, the Midtown market has been a very strong and active one, and the Grand Central District has been the focus of a great deal of leasing activity in the last 24 months. Therefore, it is likely that at some point, a major office user would show significant interest in improving the site with Class A office space.

      Based upon the above, we conclude that the highest and best use of the site, as vacant is for a Class A office building, once market conditions would support a development of this size.

As Improved

      Unlike the previous analysis of the site as vacant, this analysis considers the subject property as currently improved with an evaluation of the physical, legal and financial appropriateness of the existing land use.

      Relative to physical considerations, the subject site is improved with an existing office structure, and based upon our observations, there are no apparent physical factors, such as soil, drainage, or other site characteristics which would adversely affect the continued utility or existence of the subject improvements.

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                                                            Highest and Best Use
================================================================================

      In relation to the legal considerations, the subject site, as presently improved, represents a legal non-conforming use. Finally, in consideration of an appropriately supported and financially feasible land use, the use of the subject improvement is considered to contribute in an economic manner to the subject site. Occupancy at the subject has been strong and continues to exceed 95 percent. In the foreseeable future, this will produce a level of return which is consistent with investment grade real estate. Therefore, based upon the subject's historical high performance and overall character, and the likelihood of continued high occupancy, it is our opinion that the highest and best use of the property, as improved is a commercial office building.

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                                                               VALUATION PROCESS
================================================================================

      Appraisers typically use three approaches in valuing real property: the Cost Approach, the Income Approach, and the Sales Comparison Approach. The type and age of the property and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation.

      Sales of existing properties similar to the subject are available for our analysis, and we can use information from these sales along with other market information to value the subject using the Sales Comparison and Income Approaches. We believe a discounted cash flow analysis is more appropriate because it is most widely used by investors in the current marketplace.

      The Cost Approach is not considered in the valuation of the subject property. The investment marketplace does not typically trade leased office buildings on a cost/value basis, particularly in markets where it is generally perceived that costs significantly exceeds value. In addition, the subjectivity of accurately estimating accrued depreciation involving existing improvements significantly limits the reliability of this approach.

      We concluded the appraisal process by reviewing each of the approaches to value. We considered the type and reliability of data and the applicability of each approach. Finally, we reconciled the approaches and estimated the final value.

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                                                       SALES COMPARISON APPROACH
================================================================================

Methodology

      In the Sales Comparison Approach, we estimated value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

      By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

      1. research recent, relevant property sales and current offerings throughout the competitive area;

      2. select and analyze properties that are similar to the property appraised, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

      3. identify sales that include favorable financing and calculate the cash equivalent price;

      4. reduce the sale prices to a common unit of comparison such as price per square foot of net rentable area, effective gross income multiplier, and overall capitalization rate;

      5. make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

      6. interpret the adjusted sales data and draw a logical value conclusion.

      The most widely-used and market-oriented unit of comparison for properties such as the subject is the sale price per square foot. All comparable sales were analyzed on this basis. On the following page is a summary of the improved, sold properties that we compared with the subject property. Also exhibited within this section is a chart which summarizes important statistics of the comparables.

      Over the past 12 months, the Midtown Manhattan office market has shown signs of significant improvement. Rents and concession packages have stabilized as positive net absorption has taken place in the market. In terms of the investment market, upward pressure on rent levels and decreased availability of good quality office space has stimulated demand for space from large users and others who have decided to purchase rather than lease.

      There have been seven recent sales of Manhattan office buildings which are pertinent to the valuation of the subject property. All are primary Class A structures located in the Midtown Manhattan. Two of the seven represent sales to owner users, while the balance have been purchased by American investors and real estate investment trusts. We have included a summary chart on these sales which is shown on the facing page.

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                          Improved Property Sales Map

                               [GRAPHIC OMITTED]



--------------------------------------------------------------------------------

                                                       Sales Comparison Approach
================================================================================

      Analysis of Sales

      Comparable Sale No. 1 is the American Home Products building located at 685 Third Avenue between East 43rd Street and East 44th Street. The property was conveyed in June 1997 under the terms of a contract signed on that date. The seller was Professional Data Management, Inc. (Leucadia National) and the buyer was Amroc/Black Acre Group (Jeff Sitron). The purchase price was $100,000,000. It is reported that the property was 34 percent occupied as of the date of sale. 685 Third Avenue is comprised of two interconnected buildings which contain 240,000 square feet in the southern tower built in 1961 and 355,000 square feet in the northern tower built in 1976. It is reported that the property requires significant alteration. Furthermore, the purchaser intends to begin a leasing program for the balance of the building. The sale price indicates a unit value of $171.13 per square foot.

      Comparable Sale No. 2 is located at 31 West 52nd Street between Fifth Avenue and Sixth Avenue. The property was conveyed in March 1997. The purchase price was reported to be $278,000,000. The seller was 40 West 53 Partnership (G. Heinz/Kuwaiti Investors). The buyer was Deutsche Bank, AG. Deutche Bank is the primary building occupant under a long term lease which, reportedly reflects significantly above market lease terms. The property is a 30-story Class A office building constructed in 1986 containing a rentable area of 659,724+/- square feet. The property has a 120 space parking garage located in the basement. The condition of the property is considered to be excellent. The site area of this property is 45,868+/- square feet. The sale indicates a unit value of $421.39 per square foot.

      Comparable Sale No. 3 is located at 90 Park Avenue. This property is situated between East 39th Street and East 40th Street. The sale occurred in April 1997. The seller was Sumitomo, the buyer was Vornado Realty (Steven Roth). The purchase price was $185,000,000. The property is comprised of a 41-story Class A office building constructed in 1964 with a rentable area of 877,869+/- square feet and a parking garage in the basement containing 156 spaces. According to a realtor familiar with the transaction, the property was 82.7 percent occupied at the time of sale and reflected a net operating income of $22.33 per square foot. The buyers purchased mortgages which encumbered the property following a threat of foreclosure by Sumitomo. The price indicates a unit value of $210.74 per square foot. The net operating income indicates an overall capitalization rate of 10.6 percent.

      Comparable Sale No. 4 is located at 1370 Avenue of the Americas, located between West 55th Street and West 56th Street. The transaction occurred in March 1997. The seller was St. Andrews Associates (Peter Sharp) and the buyer was S.L. Green Real Estate (Steven Green). The purchase price was $55,000,000. The property is comprised of a 35-story office building constructed in 1971. The property is situated on a site which contains 15,276+/- square feet and a rentable area of 381,345+/- square feet. The sale price indicates a unit value of $144.23 per square foot of building area.

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                                                             CUSHMAN &
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                                                       Sales Comparison Approach
================================================================================

      Comparable Sale No. 5 is located at 527 Madison Avenue on the southeast corner of East 45th Street. The sale occurred in February 1997. The seller was 527 Madison Holding (Louis Dreyfuss Property Group) and the buyer was Cornerstone Properties (Scott Darymple). The purchase price was $67,000,000. The property is comprised of a 26-story Class A office building built in 1986 and containing a rentable area of 201,148+/- square feet. The site area is 12,675 square feet. At the time of sale, the property was 88 percent occupied and reflected a net operating income of $36.44 per square foot. According to our information, the anchor tenant within the building is a Japanese bank which occupy space under a lease which will expire in 2001. The lease terms are reported to be above market and, therefore, the indicated net operating income is likely to decrease in the future. The purchase price indicates a unit value of $333.09 per square foot and an overall capitalization rate of 10.94 percent.

      Comparable Sale No. 6 is known as the Continental Can building located at 125 Park Avenue between East 41st Street and East 42nd Street. The sale occurred in January 1997, the seller was Sutom N.V. and the buyer was General Electric Capital Corp. The sale price was reported to be $92,652,000. The property is comprised of a 26-story office building constructed in 1922 and containing a rentable area of 445,437+/- square feet. This sale occurred following a foreclosure of the property. The purchaser is one of the property's major tenants. The purchase price indicates a unit value of $208.00 per square foot.

      Comparable Sale No. 7 is known as the NBC Condominium located at 30 Rockefeller Plaza. This property is part of Rockefeller Center. The transaction date was July 1996. The seller was RCP Associates (Tishman Speyer Properties,
LP), the buyer was NBC Trust 1996A (National Broadcasting Corp.). The transaction price was $440,000,000. The property is comprised of a 70-story structure built in 1932 and containing a rentable area of 2,700,000 square feet. The NBC Condominium is comprised of a condominium unit which consists of 1,561,277+/- square feet. The purchase price indicates a unit value of $281.82 per square foot of rentable area.

      The seven comparable sales indicate a range in unit value of from $144.23 per square foot to $421.39 per square foot. The median sale price is $210.74 per square foot and the average sale price is $252.91 per square foot. The most applicable sales in terms of location and character, are Sale No. 1 - 685 Third Avenue, Sale No. 3 - 90 Park Avenue and Sale No. 6-125 Park Avenue. These sales ranged between $144.23 per square foot and $210.00 per square foot. 31 West 52nd Street reflects the sale of a new Class A building in the Plaza District which is subject to an above market lease. In addition, this property was purchased by the buildings' primary occupant. Sale No. 5, 527 Madison Avenue reflects the economics of a property leased somewhat above market, reflecting an overall rate which contemplates a decline in net operating income upon the expiration of existing leases within the property.

      Based upon our analysis, we conclude that an appropriate range in market value for the subject property is $175.00 to $185.00 per square foot of rentable area. This indicates a range in value for the subject property of $172,000,000 to $182,000,000. We have concluded with a value toward the upper end of the range in order to reflect a good location, the excellent condition and stabilized occupancy of the subject. Therefore, the conclusion of value as indicated by the Sales Comparison Approach is $180,000,000.

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                                                  INCOME CAPITALIZATION APPROACH
================================================================================

      The Income Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

      The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

      In our opinion, the discounted cash flow method is appropriate. The discounted cash flow analysis is generally thought to be the best method for evaluating income producing properties purchased for investment. Forecasted future patterns of income and expenses are modeled to reflect the perceived investor expectations. Appraisers make forecasts (not predictions) of future events based on their understanding of market forces and familiarity with the expectations of typical investors in the property type being appraised.

Potential Gross Income

      Generally, Manhattan office tenants pay fixed rents on a rentable area basis which is consistent with the space measurement standards for buildings of similar vintage, plus any increases in operating expenses and real estate taxes above stipulated base year amounts. Tenant electric costs are either directly metered, submetered or billed on a rent inclusion basis, that is charged as additional rent.

Existing Rent Roll

      There are approximately 24 office tenants in occupancy within 605 Third Avenue. We have included a rent roll in the Addenda of this report, but each lease will be summarized on the following pages. In addition, a tenant stacking plan appears on the following page.

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                                                     VALUATION ADVISORY SERVICES
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                       605 THIRD AVENUE LEASE EXPIRATIONS

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44    STINNES                       MECH.
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43    STINNES                       MECH.                         1997
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42    NEUBERGER & BERMAN
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41    NEUBERGER & BERMAN                                          1999
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40    NEUBERGER & BERMAN
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39    NEUBERGER & BERMAN                                          2000
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38    NEUBERGER & BERMAN
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37    NEUBERGER & BERMAN                                          2001
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36    NEUBERGER & BERMAN
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35    NIMS HOWES COLLISON                                         2003
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34    DAVIDOFF & MALITO
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33    STEINHARDT PARTNERS, L.P.                                   2004
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32    GRANT THORNTON
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31    GRANT THORNTON                                              2005
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30    GRANT THORNTON
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29    SMITH BARNEY                                                2006
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28    SNOW BECKER KROLL             MECH.
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27    HUBER LAWRENCE                                              2007
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26    NEW YORK JOB DEVELOPMENT
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25    SNOW BECKER KROLL                                           2008
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24    BAND ROSENZWEIG AIM RESOURCES
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23    CHARTWELL LEISURE                                           2009
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22    NEUBERGER & BERMAN (2)
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21    NEUBERGER & BERMAN (2)                                      2010
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20    NEUBERGER & BERMAN (2)
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19    [ILLEGIBLE]                                                 MECH.
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18    PODELL, ROTHMAN
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17    VACANT
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16    ESANU, KATSKY
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15    ESANU, KATSKY [BLDG OFF] MA ASSOCIATES
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14    ARMY CORP OF ENGINEERS UNIVISION
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12    UNIVISION
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11    JOHN WILEY ESPN
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10    JOHN WILEY & SONS
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 9    JOHN WILEY & SONS
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 8    ESPN
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 7    JOHN WILEY & SONS             MECH.
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 6    JOHN WILEY & SONS
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 5    JOHN WILEY & SONS
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 4    JOHN WILEY & SONS
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 3    NEUBERGER & BERMAN (1)
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 2    NEUBERGER & BERMAN (1)
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                  METRO
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 L    UNISYS      SOUTH       PASQUA      PUBLIC NATIONAL BANK
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                  WORTH
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                                                                  6/27/97
(1)   Unisys is prime tenant until 1999.
(2) Rollins, Burdick is prime tenant until 2000. Neuberger & Berman may terminate either the 20th or 22nd floor lease as of 8/31/2003 upon 12 months notice.

                                                   Income Capitaization Approach
================================================================================

      Insert

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                                                   Income Capitaization Approach
================================================================================

      Floors 1, 2 and 3 are encumbered by a lease to UNISYS Corporation. This lease encompasses 77,144 square feet and expires in April, 1999. The total rent including recoveries amounts to $53.15 per square foot. On floor 2, this space is occupied, by Sublease, by Neuberger & Berman who will become a direct tenant when the lease expires. On floor 3, there is a lease with Neuberger & Berman to occupy the space when the current lease expires. The new lease will provide for a rental based upon 95% of fair market rent.

      John Wiley occupies floors 4 to 7, 9-10 and part of 11 under a lease which expires in April, 2003. The total rent including escalations currently amounts to approximately $50.12 per square foot. The lease area contains 228,827 square feet. ESPN, Inc. occupies floors 8 and part 11 under a lease which expires October, 2004. The lease for floor 8 encumbers 34,246 square feet and the total rent, including escalations is currently $47.04 per square foot. The lease for
Part 11 encumbers 19,428 square feet and the total rent, including escalations is currently $31.94 per square foot.

      Univision occupies the 12th floor and a portion of 14th floor under a lease which expires in June 2010. The leased area contains 35,814 square feet and the total rent, including escalations is currently $36.55 per square foot.

      The 16th floor and part of the 15th floor (19,867 square feet) are leased to Esanu, Katsky, Koring and Siger. This lease expires in June, 2008 and the total rent, including escalations is currently $33.10 per square foot.

      The balance of the 15th floor (6,084 square feet) is occupied by Sylvor, Gold & Morelli. This lease expires in June, 2000.

      Podell Rothman occupies the 18th floor (17,800 square feet) under a lease which expires in March, 2009. The total current rent amounts to $32.55 per square foot.

      Floors 19-22 are encumbered by a lease to Rollins Burdick through April, 2000. The total rent including escalations is currently $52.74 per square foot. However, floors 20-22 are occupied, by sublease, by Neuberger & Berman who will become a direct tenant when the current lease expires. The new lease will provide for a rental based upon 90% of fair market rent expiring in February, 2007. Neuberger & Berman may terminate either the 20th or 22nd floor lease as of August 31, 2003.

      The 24th floor has been leased to AIM Resources (7,575 square feet) and Rand Rosensweig (11,063 square feet). Both leases expire in October, 2005.

      Snow Becker occupies the 25th floor and a portion of 28. The space contains 25,270 square feet and the lease expires in August, 2005.

      New York Job Development occupies 17,770 square feet on the 26th floor. This lease expires in April, 2000 and the current total rental amounts to $60.90 per square foot, including escalations.

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                                                   Income Capitaization Approach
================================================================================

      On the 27th floor, Huber Lawrence occupies 18,768 square feet under a lease which expires in March, 2006. The total rent, including escalations currently amounts to $47.95 per square foot.

      Smith Barney is located on the 29th floor which is comprised of 17,890 square feet. This lease runs through April, 1999 and provides for a total current rental payment of $44.24 per square foot, including escalations.

      Grant Thornton occupies floors 30, 31 and 32 under a lease which expires in August, 1999. This lease encompasses 53,688 square feet and provides for a current rent of approximately $42.91 per square foot, including escalations.

      Steinhardt Partners, L.P. occupies 17,896 square feet on the 33rd floor. This lease expires in September, 1997.

      Davidoff & Malito occupies space on the 34th floor under a lease which expires in August, 2004. The space is comprised of 17,947 square feet and the rent is $37.66 per square foot, including escalations.

      Nims Howe is on the 35th floor. The lease encompasses 17,984 square feet and runs through July, 2007. The base rent plus escalations amounts to $41.97 per square foot at the present time.

      Floors 36-42 are occupied by Neuberger & Berman under a lease which expires in February, 2007. The space encompasses 136,793 square feet and produces a rental of $39.17 per square foot, including escalations.

      The 43rd and 44th floors are occupied by Stinnes Corp. encompassing 25,560 square feet. This lease expires in February, 2005 and provides for a total current rental of $46.02 per square foot, including escalations.

      There were six recent lease transactions completed within 605 Third Avenue during 1996.

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                                                   Income Capitaization Approach
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                                                      Summary of Recent Leases

Space               Tenant                    SF Area              Rent/SF                 Free Rent         Alteration Work/SF
  23            Chartwell Leisure             18,695             1-5 - $29.00              9 months               $15.00
                                                                 6-10 - $32.00

Pt. 14          Univision                      8,832                $35.07                 6 months               $30.00

  12            Univision                     26,982                $35.07                  None                  $10.00

Pt. 28          Snow Becker                    7,500                $29.75                 4 months               $15.00

Pt. 11          ESPN                           6,795                $29.75                12 months                None

Pt. 14          Army Corp. of                  7,500                $31.75                  None                   None
                Engineers

      As noted above, the most recent leasing activity within the property involves relatively small spaces where little free rent and minimal or no alteration allowances were given. The rent levels reflect a range of from $29.00 per square foot to $35.07 per square foot with the tenant further being responsible for increases in operating expense, real estate taxes and labor costs.

Office Market Rental Rate

      The market rent for office space within the property has been estimated by analyzing 13 comparable leases exhibited on the summary chart which appears on the facing page. In our analysis, we have considered several lease attributes: rent concession, time (market conditions), location, quality, size and the condition. Percentage adjustments between the subject property and the comparable leases were made for each of these factors.

      We have adjusted each comparable rental for rent concessions which are significantly different from those offered in the subject property. In this case, the building standard is estimated to be 12 months of free rent, including construction build-out time and $40.00 per square foot of tenant alteration work provided by the landlord. Comparable leases which provide more generous rent concessions when viewed in the aggregate over the length of the lease terms were adjusted downward to account for these concession packages. Conversely, those rentals with less generous rental concession packages were adjusted upward. The comparable rentals indicate a range in starting rent of from $21.00 per square foot to $44.00 per square foot. The leases range in terms from approximately 5 years to 15 years. The base rents tend to begin at a range of between $21.00 and $41.00 per square foot and subsequently increase approximately $2.00 to $4.00 per square foot after five years with an additional $2.00 to $4.00 per square foot increase after 10 years in the case of leases which have a greater term than that period of time. A more specific discussion of the rental comparables follows.

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                               Office Rental Map

                               [GRAPHIC OMITTED]


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                                                   Income Capitaization Approach
================================================================================

      Office Lease Comparable No. 1 is located at 850 Third Avenue. The lease was signed in May 1996 and involves a leased premises of 15,000 square feet. The lease runs for 10 years and involves a rental of $27.50 per square foot for 5 years and $30.50 per square foot for 5 years. The tenant is responsible for increases in real estate taxes and operating expenses, as well as electric on a direct meter basis. The tenant was given $25.00 per square foot of alteration work and 6 months of free rent.

      Office Lease Comparable No. 2 is located at 757 Third Avenue which is at the northeast corner of 47th Street. The lease was signed in May 1996 involving an area of 22,598 square feet. The lease term was 10 years with rentals of $32.00 per square foot for 5 years and $34.00 per square foot for 5 years. The tenant is responsible for increases in real estate taxes and operating expenses as well as electric on a direct meter basis. The tenant was given 7 months of free rent.

      Office Lease Comparable No. 3 is located in the GrayBar Building at 420 Lexington Avenue. This lease was signed in May 1996 and involves 21,086 square feet. The term of the lease is 5 years. The rental is $21.00 per square foot for 3 years and $22.00 per square foot for the final 2 years. The tenant pays increases in real estate taxes and operating expenses, as well as electricity on a direct meter basis. This was a sublease transaction and involved no work and no free rent.

      Office Lease Comparable No. 4 is located at 150 East 42nd Street. The transaction date is May 1996. The premises is comprised of 56,390 square feet. The leased term is 11 years. The tenant pays base rent of $27.50 per square foot for 6 years and $30.50 per square foot for 5 years. The tenant is further responsible for increases in real estate taxes and operating expenses as well as electricity on a direct meter basis. The tenant was provided with a $35.00 per square foot alterational allowance.

      Office Lease Comparable No. 5 is located at 2 Grand Central Tower. The lease involves 7,600 square feet which was taken for a 10 year term in January 1996. The rent was $33.00 per square foot for 3 years and $38.00 per square foot for seven years. The tenant received $35.00 per square foot of alteration work.

      Office Lease Comparable No. 6 is located at 575 Lexington Avenue. The leased date is June 1996. The premises is comprised of 12,467 square feet. The leased term is 10 years. The base rent is $26.00 per square foot for years 1 through 5 and $30.00 per square foot for years 6 through 10. The tenant is responsible for increases in operating expenses and real estate taxes as well as electricity on a submetered basis. The tenant was provided with no free rent and no alterational allowance.

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                                                   Income Capitaization Approach
================================================================================

      Office Lease Comparable No. 7 is located at 575 Lexington Avenue. The premises is comprised of 21,370 square feet on the second floor and 300 square feet on the first floor. The tenant is TSI Sports Club. The leased term is 15 years with base rents of $22.00 per square foot for 4 years, $26.00 per square foot for 5 years and $32.00 per square foot for 5 years for the second floor space and $75.00 per square foot for the first floor space. The tenant is responsible for increases in operating expenses and real estate taxes as well as electricity on a submetered basis. The landlord agreed to provide $22.00 of alteration work and a 10-1/2 month free rent period.

      Office Lease Comparable No. 8 is located at 675 Third Avenue. The transaction date is December 1996. The leased premises are comprised of 8,792 square feet of office space. The leased term is 10 years and the base rent is $27.70 per square foot for years 1 through 5 and $30.50 for years 6 through 10. The tenant is responsible for increases in real estate taxes and operating expenses as well as electrical consumption on a submetered basis. The tenant had no free rent allowance but was given $50.00 of alterational work.

      Office Lease Comparable No. 9 is located in 666 Third Avenue. The lease was signed in November 1996 and involved 4,700 square feet of office space. The lease has a 10 year term. The base rents are $29.00 per square foot for years 1 through 5 and $31.00 per square foot for years 6 through 10. The tenant is responsible for increases in real estate taxes and operating expenses as well as electrical costs on a submetered basis. There was no free rent period and the tenant was given a $40.00 per square foot alterational allowance.

      Office Lease Comparable No. 10 is located in 150 East 42nd Street. The lease was signed in October 1996 and involves 82,000 square feet of office space. The lease term is 10 years and the base rents are $28.00 per square foot for years 1 through 5 and $32.00 per square foot for years 6 through 10. The tenant is responsible for increases in real estate taxes and operating expenses as well as electrical costs on a submetered basis. There was a 12 month free rent allowance and the tenant was given $45.00 of alterational work. This space is located on floors 6 and 7, and tends to reflect a rent for lower floor space.

      Office Lease Comparable No. 11 is located at 150 East 42nd Street. This lease was signed in January 1997 involving several upper floors. The leased premises is comprised of 287,000 square feet. The lease term is 13 years. The initial base rent is $41.00 per square foot increasing to $45.00 per square foot after 6-1/2 years. The tenant is responsible for increases in real estate taxes and operating expenses as well as electrical consumption on a submetered basis. There was a free rent allowance of 13 months and an alterational allowance of $45.00 per square foot.

      Office Lease Comparable No. 12 is located at 150 East 42nd Street. This lease was signed in January 1997. The floors were mid-rise floors and comprised a total of 185,000 square feet. The lease term is for 15 years. The base rent begins at $24.00 per square foot and increases to $30.50 per square foot by the end of the leased term. Operating expenses and real estate taxes are the responsibility of the tenant over an initial base year. Electrical costs are billed to the tenant on a submetered basis. The landlord agreed to an alterational allowance of $45.00 per square foot and 12 months of free rent.

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                                                   Income Capitaization Approach
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      Office Lease Comparable No. 13 is located in the Met Life Building at 200 Park Avenue. This lease was signed in May 1997 and involves 42,000 square feet of upper floor space. The base rent is $37.98 per square foot and the tenant is responsible for increases in real estate taxes and operating expenses as well as submetered electric. There is no free rent associated with this lease and the tenant was given a $40.00 per square foot work allowance.

      After adjustment, the comparable rentals reflect a range of from $30.59 per square foot to $37.00 per square foot. The lower end of these comparables tend to indicate a rent that would be appropriate for lower floor space, while the upper end of this range reflects rentals that have the benefit of the upper floors.

      As noted within our discussion of the recent leases, the Midtown office market leases include concession packages in the form of free rent and tenant workletter allowances consistent with those which are offered within the subject property. In addition to analyzing the actual deals inside and outside the property, leasing brokers were interviewed in an effort to ascertain competitive packages available in the marketplace today. Most brokers interviewed were of the opinion that 10 months to 14 months of free rent, inclusive of space build-out time, were available for most tenants in the Midtown market. It should also be noted that most brokers were of the opinion that the concession packages would be slightly less generous involving the better space in the primary Class A buildings. In addition, it was found that tenant workletter allowances were in the range of approximately $35.00 to $50.00 per square foot of leasable area. The range in concession packages varies by the size of the space and the prominence of the tenant as well as the strength of the location and the property itself.

      The leasing brokers interviewed indicated that the Midtown market had stabilized to a large extent. Several expressed concern about the recently announced layoffs from some of the large financial services firms such as Chase Manhattan Bank and Chemical Bank. Although this is unlikely to add to the inventory of vacant primary space, it may indeed slow down the absorption of space within the overall market. Nevertheless, once again, we point out that the subject property falls within the most desirable space category in Midtown Manhattan. Given the desirability of this space, we anticipate that demand for space will be stronger than in, for example, many of the older buildings on Lexington and Third Avenues. Accordingly, we believe that it is likely, that the rental concession packages will become less as space in the primary Class A market continues to be absorbed.

      In consideration of the occupied area, floor height, relative Midtown location and lease date, the comparable rental data provide fairly consistent evidence of prime rental rates in the better buildings in Midtown Manhattan. This results in a range of market rent for 605 Third Avenue of $33.00 to $37.00 per square foot for initial start-up base rents. We have distributed the rent on a floor by floor level as follows:

                  Floor Level             Estimated Rental

                  Floor   2-15               $33.00/SF
                  Floors 16-30               $35.00/SF
                  Floors 31-44               $37.00/SF

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                                                   Income Capitaization Approach
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      Our rental estimates assume that the leases will have terms of 10 years. We have also assumed that the base rentals will increase by $4.00 in the 6th year of a 10 year lease.

      The above estimated market rents assume the following concession packages:

====================================================================================================================================
                                     Free Rent                                 Tenant Improvements
------------------------------------------------------------------------------------------------------------------------------------
New Leases            All Tenants                               All Tenants
                      1997                  10 months               1997                  $40.00/SF increasing at 4% per year.
                      1998                   8 months               Thereafter
                      1999                   6 months
                      Thereafter             5 months
------------------------------------------------------------------------------------------------------------------------------------
Renewing Leases       All Tenants                               All Tenants               1997                           $40.00/SF
                      1997                  10 months           1997 & Thereafter         1998                           $41.60/SF
                      1998                   8 months                                     1999                           $43.26/SF
                      1999                   6 months                                     2000 & Thereafter              $22.50/SF
                      Thereafter             5 months                                     increasing at 4% per year.
====================================================================================================================================

Space Measurement

      Space measurement standards in Midtown Manhattan vary from building to building. Typically, the usable area of each floor (gross area less the core area) is multiplied times an add-on factor to arrive at the rentable area. The add-on factor varies from building to building and is influence most by the strength or weakness of the leasing market. The ratio of rentable area to usable area within the property is known as the loss factor. According to information supplied by management, the measurement of the space within 605 Third Avenue reflects a loss factor of 23 percent.

Assumptions Regarding Existing and Proposed Leases

      With regard to lease expirations, we have projected that 50 percent of the tenants within the property will vacate their premises at the expiration of their leases and that 50 percent will renew leases for the space that they currently occupy. This assumption is based in part upon our experience with other office properties where the retention rates are commonly 60 to 70 percent and also reflecting the character of the subject property and the size of the tenancy within the property.

      Vacancy between leases includes the period of actual downtime and can also include the construction period for new tenant spaces. Consistent with our experience, we have assumed a 6 month vacancy period between leases inclusive of the construction period. The vacancy is weighted for a 50 percent renewal probability which results in an effective downtime of an effective vacancy period of 3 months of downtime upon lease expiration.

      Free rent, calculated from the time the new tenant takes occupancy, ranges from 10 to 14 months in the current market. We have assumed 10 months of free rent for leases signed during 1997, 8 months for leases signed in 1998, 6 months for leases signed in 1999 and 5 months for leases signed thereafter. We have assumed that the same free rent package would be offered to renewal tenants as to new tenants.

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                                                   Income Capitaization Approach
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      We have assumed that new tenants in 1997 will receive $40 per square foot as alteration allowances. We further assumed that any renewing tenant would be offered a tenant alteration allowance of $20 per square foot, increasing at 4%, during 1997 through 1999 and $22.50 per square foot for leases signed thereafter increasing at 4% per year.

Market Rent Estimate - Retail Space

      The retail space within 605 Third Avenue is leased by Bank Leumi and UNISYS. In total, this space amounts to 17,070+/- square feet. In order to estimate an appropriate rent level for the retail space, we have analyzed six retail leases which were consummated recently within the Midtown area. A chart which summarizes the terms of these leases is displayed on the facing page.

      We have included six retail leases on Third Avenue and Lexington Avenue. The leases reflect a time frame of from May 1995 through August 1997. Five of the retail leases involve ground floor space and range between $70.00 per square foot to $100.00 per square foot for the ground floor.

      Comparable Nos. 1 and 4 also have basement level. Comparable No. 5 is located at 570 Lexington Avenue and reflects the highest overall rent at $100 per square foot. The remaining ground floor retail leases reflect a range of from $70.00 per square foot to $83.37 per square foot. Each, however, is relatively small in size and benefit from retail locations which are superior to the subject.

      Therefore, we believe that an appropriate rental estimate for the subject space which exists on Third Avenue, is $60.00 per square foot at the lower end of the range after making adjustments.

Market Rental Estimate - Garage Space

      On the facing page is a summary of comparable leases and asking rents for garage properties throughout Manhattan. Properties range from smaller garages containing 70 spaces to larger garages containing as much as 400 spaces. Rents vary from a low of $1,440 per space to a high of $4,500 per space.

      Contracts with third party operators take two forms - either a straight lease or management agreement. Generally, with a lease, a contract is executed for between 5 and 20 years, wherein the lessee guarantees a minimum rent. Such is the case with parking garage operations at the subject property. Leases are usually negotiated with net terms whereby the lessee is responsible for taxes and expenses associated with the garage.

      Leases in today's market are being negotiated typically in the range of $2,000 per space to $2,500 per space. The most recently executed leases exhibited in our survey are Comparables No. 1, 2, 3 and 4. Clearly, current economic conditions are reflected in the most recent deals executed. The four leases executed in 1995 and 1996 range from $2,000 per space to $4,500 per space. The leases reviewed prior to 1995 are generally falling within the same range. Most of these leases contain net terms, whereby the tenant is responsible for full pass-throughs of real estate taxes and all expenses associated with the garage.

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                                                   Income Capitaization Approach
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      Many of the leases were written for terms greater than 10 years with the majority having 15 year terms. Given the length of these leases, we would expect the rent to step-up several times over the term of the lease.

      The garage has a capacity of 750 cars. Based upon our information, we conclude that a market rent of $2,000 per space for the garage is reasonable. This indicates a market rent for the garage of $1,500,000. The garage currently produces a revenue of approximately $1,200,000, including both the Hertz lease and the non-leased spaces. At the present time, there is a lease to Hertz Corporation for 200 spaces for a 10 year period commencing January 1, 1995 and ending December 31, 2004.

Miscellaneous Income

      Miscellaneous income is comprised primarily of tenant service revenues and condenser water sales. Tenant service revenues generated by overtime air conditioning, use of the freight elevator and miscellaneous repairs performed for the tenants. Condenser water sales reflect the overtime usage for the cooling tower. This revenue has been estimated at $200,000 for tenant services revenue and $300,000 for condenser water sales.

Reimbursable Expenses

      Tenants are responsible for their pro-rata share of real estate taxes when this expense exceeds those incurred during the first full year of occupancy. This type of escalation is typically also applied to operating expenses. The majority of the current leases in the subject property includes this form of escalation. The calculation of this revenue is summarized as follows: Billing year operating expense, less base year operating expense equal increase in operating expense multiplied by the tenants pro-rata share.

      We have assumed that future leases in the subject property will be on a full service basis. The tenant will be responsible for increases in real estate taxes over the base fiscal year amount billed on either a semi-annual or monthly basis and operating expenses billed monthly.

Vacancy and Collection

      Both investor and the appraiser are primarily interested in the annual revenue that an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were paying their rent in full and on time. Normally prudent practice is to expect some income loss as tenants vacate, fail to pay rent or pay rent late.

      Our cash flow projection assumes a tenant vacancy of 6 months upon lease expirations set against our probability of renewal estimated to be 50 percent. In addition, a global vacancy and credit loss vacancy has been applied to gross rental income. The vacancy/global loss provision applies to all tenants except Neuberger & Berman, John Wiley & Sons, Stinnes Corporation, ESPN, Smith Barney, Grant Thornton and Rollins Hudig Hall. Our estimate of global vacancy and credit loss is 2 percent. The effective aggregate vacancy from the property over the projection period is as follows:

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                                                   Income Capitaization Approach
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      Date           Vacancy    Effective Credit Loss    Total Effective Vacancy

      1997            2.54%            .64%                      3.18%
      1998             .74%            .65%                      1.39%
      1999            2.38%            .59%                      2.97%
      2000             .88%            .54%                      1.42%
      2001             .14%            .58%                       .72%
      2002             .02%            .58%                       .60%
      2003            3.91%            .72%                      4.63%
      2004            1.23%            .63%                      4.63%
      2005             .87%            .65%                      1.86%
      2006               0             .61%                      1.52%
      2007            6.89%            .71%                      7.60%
      2008            2.46%            .58%                      3.04%
Overall Average       1.84%            .62%                      2.46%

Operating Expenses

      We have analyzed the budged operating expenses for 1997 as provided by management. We forecasted the property's operating expenses after reviewing operating expenses of similar buildings and after consulting local building managers and agents, including Cushman & Wakefield Property Management personnel. We have also examined industry norms as reported by BOMA Experience Exchange Report published by the Building Owners and Managers Association International, a nationally recognized publication.

      The following analysis attempts to utilize the subject's budgeted expense data supported by comparable expense data. The age and unique physical features of the subject warrant consideration of 605 Third Avenue budget in estimating market operating expenses.

      Following are projected operating, recoverable and non-recoverable expenses we have used in our cash flow analysis. We have analyzed each item of expense individually and attempted to project what the typical informed investor would consider reasonable. Although every expense category is addressed herein, only those requiring explanation of variations will be discussed in great detail.

      Wages, Payroll, Taxes and Benefits - This category of expense is estimated to be $1,633,600, or $1.66 per square foot. This is consistent with the past history of the subject and reflects a fairly efficient building. The category includes the salaries and benefits for the mechanical and administrative building employees, including the building manager. This would include managers, assistant managers, life safety director, night manager, day porters, security personnel and engineers.

      Cleaning - The total cost for contract cleaning services is estimated to be $3,814,800, or an average of $3.88 per square foot. The category includes, general cleaning services, interior and exterior window cleaning, light maintenance and exterminating.

      Elevators - This category has been estimated at $360,700, or approximately $0.37 per square foot. This category reflects the cost of the elevator maintenance and service contracts.

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                                                   Income Capitaization Approach
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      Repairs and Maintenance - This category is estimated to be $1,022,000, or approximately $1.04 per square foot. This category includes, electrical supplies and repairs, plumbing repairs, HVAC supplies and repairs, general building expenses which include miscellaneous supplies and maintenance expenses, as well as landscaping, window repair, metal maintenance, painting, miscellaneous repairs and maintenance.

      Rubbish Removal - This expense is estimated to be $79,200, or approximately $0.08 per square foot.

      Utilities - This expense is estimated to be $3,097,500 which equates to approximately $3.15 per square foot. This expense includes $0.51 per square foot for steam heat, $0.11 per square foot for water, and $2.52 for electricity.

      Insurance - This category is estimated to be $425,400, or approximately $0.43 per square foot. Insurance premiums account for policies covering the boiler, machinery, property, umbrella/excess liability and supplemental flood insurance.

      Legal and Accounting - This expense is estimated to be $310,600 which equates to $0.32 per square foot. This is intended to account for the day-to-day cost of legal and accounting services. This is reasonable in light of past history and with regard to comparable office properties.

      Miscellaneous - This expense is estimated to be $0.43 per square foot, or $424,800. This category is intended to be a catch all of items not covered by the other categories and includes administrative and operating miscellaneous expenses.

      Management - Management is estimated to be $226,200, or approximately $0.23 per square foot. It is assumed that this category would account for the day to day operation of the property. In addition, this level of expense assumes that the management be given the exclusively leasing rights for the rental of office space within the property.

      Real Estate Taxes - Real estate taxes were discussed in that section of the report presented earlier.

      Leasing Commissions and Tenant Alteration Costs - The leasing commissions have been based upon the generally accepted standard schedule. The standard schedule as quoted by Cushman & Wakefield, Inc. depends upon the length of the lease: 5 percent for year 1, 4 percent for year 2, 3 1/2 percent for years 3 through 5, 2 1/2 percent for years 6 through 10 and 2 percent for years 11 through 20. This schedule results in the following percentages for the first year base rent. 5 years - 19.5%, 10 years - 32%, 15 years - 42%, 20 years - 52%.

      Leasing commissions are typically higher for new tenants than renewal tenants. A new tenant typically causes a full commission to be paid where as a renewing tenant typically results in half commission. We have incorporated the standard assumption in our cash flow projection.

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                                                             CUSHMAN &
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   Income Capitaization Approach
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      Manhattan office building owners typically refurbish office areas to tenants specifications. Known as tenant workletters, the refurbishment typically takes the form of the demolition of the old improvements, the addition of new partitions, lighting and carpeting. In certain instances, new ceilings and renovated bathrooms are provided. Alternatively, a lump sum amount is given to the tenant to spend for the improvements. Tenant improvements are expressed as a dollar amount per square foot, like leasing commissions, new tenants typically receive a larger amount than renewing tenants. Tenant workletters are typically offered to office tenants, while storage tenants and retail tenants typically take their space on an as is basis.

Capital Improvements

      A capital improvement budget has been established in order to accommodate improvements which include lobby floor repairs, sidewalks repairs, freight car refurbishment, asbestos removal and other miscellaneous improvements.

Existing Commissions and Alteration Work

      An amount has been allocated to existing commissions and tenant alterations which are due in connection with leases that were constructed during 1996.

Reserves for Replacements

      It is customary and prudent to deduct an annual sum from effective gross income to establish a reserve for replacing short-live items throughout the building. These costs may include roof repair, HVAC upgrades and ADA compliance. Our 1997 projection includes $150,000, or approximately $0.15 per square foot of rentable area and this is considered reasonable for capital expenditures over the course of the investment holding period.

Discounted Cash Flow Analysis

      In the discounted cash flow analysis, we employed the PRO-JECT+ software which allowed us to simulate the operating characteristics of the property and to make a variety of operating assumptions. We try to reflect the most likely investment assumptions of typical buyers and sellers in this particular market segment.

                              CASH FLOW PROJECTIONS

      Cash flow assumptions for 605 Third Avenue are as follows:

I     Projection Period                   1997-2008

II    Growth Rates

      A.    Market Rental Rates           4% per annum

      B.    Operating Expenses            4% per annum

      C.    Real Estate Taxes             Based on the scenario outlined (see
                                          appropriate section).

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                                      -77-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   Income Capitaization Approach
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      D.    Tenant Work                   Based upon scenario outlined

III   Market Rents                        1997 Gross

      A.    Office Space                  Rent/SF

            Floors  2-14                  $33.00/SF
            Floors 15-30                  $35.00/SF
            Floors 31-44                  $37.00/SF

      B.    Basement                      $15.00/SF

      C.    Bank                          $60.00/SF

      D.    Other Retail                  $60.00/SF

IV    Revenues

      A.    Rental Income                 Based upon current rent roll

      B.    Tenant Electric               $2.75 per square foot increasing at 4
                                          percent at the time of lease
                                          expiration.

      C.    Escalation Income             Tenants pay, according to their lease
                                          terms, a combination of the following
                                          escalations; real estate taxes over a
                                          base year, operating expenses over a
                                          base year and a cleaning/labor clause.

      D.    Other Revenue                 Consists of the following items:

                                          Condenser Water Income - $300,000 in
                                          1997 increasing at 4 percent per year.

                                          Net Tenant Service Income - $200,000
                                          in 1997 increasing at 4 percent per
                                          annum.

                                          Garage Operations - Based upon
                                          budgeted 1997 garage income increasing
                                          at 4 percent per annum. (Excludes
                                          Hertz lease revenue which is shown in
                                          the tenant rent section).

V     Expenses

      A.    Operating Expenses

      1.    Building Operating Expenses   $11.58 per square foot, based upon
                                          1997 actual operating expenses
                                          (including tenant electric expense).

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                                                     VALUATION ADVISORY SERVICES
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                                                   Income Capitaization Approach
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      B.    Real Estate Taxes             The transitional assessments for 605
                                          Third Avenue are as follows based upon
                                          the actual 1997/98 assessment of
                                          $83,350,000:

                                          1996/97              $74,160,000
                                          1997/98              $76,230,000
                                          1998/99              $79,650,000
                                          1999/2000            $81,900,000
                                          2000/2001            $82,170,000
                                          2001/2002            $82,350,000

                                          Real estate taxes include the Business
                                          Improvement District Tax. After the
                                          2000/2001 tax year, real estate taxes
                                          increase at 2.5% per year.

      C.    Capital Improvements          The majority of these costs relate to
                                          asbestos removal on the elevator
                                          shafts and upgrades to the mechanical
                                          systems.

      D.    Vacancy
            Allowance/Free Rent/ Credit   2 months weighted average vacancy, 10
            Loss (Office/Retail)          months free rent for all leases
                                          through 1998, 8 months for all leases
                                          in 1998, 6 months in 1999 and 5 months
                                          thereafter. Credit loss of 2.0% for
                                          all non-major tenants.

      E.    Tenant Work                   $40 per square foot for new and
                                          renewing tenants, increasing at 4% per
                                          year. $22.50 per square foot
                                          increasing at 4% per year for renewal
                                          tenants after 2000.

VI    Rollovers and Renewals

      A.    Tenant Mix Upon               Office and Basement Space- 50 percent
            Lease Expiration              renew, 50 percent vacate.

      B.    Office Space
            Characteristics of New Leases

      1.    Lease Term                    10 years

      2.    Vacant Period                 6 months on turnover to a new tenant

      3.    Base Rent                     Base rent is assumed to be market rent
                                          in the year of rollover with an
                                          increase in base rentals of $4.00 per
                                          square foot in year 6 and the
                                          retention of existing escalation base
                                          year.

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                                                             CUSHMAN &
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   Income Capitaization Approach
================================================================================

      4.    Type of Escalation:           Pass-through of pro rata share of
                                          increases in real estate taxes over a
                                          base year, pro rata share of operating
                                          expenses adjusted for 50 percent
                                          electric over a base year; base year
                                          is calendar year of lease term.

      5.    Leasing Commission            Calculated based upon standard
                                          commission rates for a 10 year lease
                                          transaction with a factor for leasing
                                          override. On renewals, 50% are
                                          in-house and 50% are through the use
                                          of an outside broker.

      C.    Retail Space
            Characteristics of New Leases

      1.    Lease Term                    10 years

      2.    Vacant Period                 6 months on turnover to new tenant

      3.    Base Rent                     Base rent is assumed to be market rent
                                          in the year of rollover with an
                                          increase in base rentals in year 6 of
                                          $4.00 per square foot with the
                                          retention of the existing escalation
                                          base years.

      4.    Type of Escalation            Pass-through of pro-rata share of
                                          increases in real estate taxes over a
                                          base year, pro-rata share of operating
                                          expenses adjusted for 50 percent
                                          electric over a base year; base year
                                          is calendar year of lease term.

      5.    Tenant Work                   None

      6.    Leasing Commissions           Calculated based upon standard
                                          commission rates for a 10 year lease
                                          transaction with a factor for a
                                          leasing override.

Cash Flow Projection

      On the following pages may be found our 12 year cash flow projection which includes our 11 year holding period and 12th year reversionary year. Our assumed holding period is a fiscal period beginning January 1, 1997 and ending December 31, 2009. The cash flow reflects the results of the PRO-JECT +plus. The cash flow exhibits a value matrix with varied discount rates and terminal capitalization rates.

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                                                     VALUATION ADVISORY SERVICES
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                                                       605 THIRD AVENUE
                                                      CASH FLOW ANALYSIS
===============================================================================================================================

                                     YEAR 1          YEAR 2          YEAR 3          YEAR 4          YEAR 5          YEAR 6
                                      1997            1998            1999            2000            2001            2002
                                  ---------------------------------------------------------------------------------------------
RENTAL INCOME
All Tenants                       $ 34,865,580    $ 34,879,440    $ 33,456,616    $ 34,041,576    $ 34,391,240    $ 34,614,832
Free Rent                         ($   286,982)   ($   868,323)   ($ 1,534,201)   ($ 1,551,773)   ($    47,668)   ($   104,556)
                                  ---------------------------------------------------------------------------------------------
TOTAL MINIMUM RENTAL INCOME       $ 34,578,598    $ 34,011,117    $ 31,922,415    $ 32,489,803    $ 34,343,572    $ 34,510,276
OPERATING EXPENSE                 $  2,385,732    $  2,725,477    $  2,810,147    $  2,645,541    $  2,894,440    $  3,307,393
REAL ESTATE TAX                   $  3,671,770    $  3,933,085    $  3,915,060    $  3,351,367    $  3,283,397    $  3,466,096
CPI ADJUSTMENT                    $          0    $  1,846,957    $  2,770,435    $  2,770,435    $  2,770,435    $  2,770,435
CLEANING EXPENSE                  $    146,514    $    174,601    $    178,272    $    192,283    $    220,135    $    249,099
PORTER WAGE                       $    230,477    $    250,202    $    270,715    $     97,350    $          0    $          0
ELECTRIC-NEUBERGER                $    290,001    $    301,601    $    408,483    $    574,257    $    643,592    $    669,337
                                  ---------------------------------------------------------------------------------------------
TOTAL GROSS RENTAL INCOME         $ 41,300,037    $ 43,243,040    $ 42,275,527    $ 42,121,036    $ 44,155,571    $ 44,972,636
Less: Vacancy & Collection Loss   $    266,401    $    280,197    $    249,813    $    225,839    $    254,319    $    261,283
                                  ---------------------------------------------------------------------------------------------
Effective Rental Income           $ 41,033,636    $ 42,962,843    $ 42,025,714    $ 41,895,197    $ 43,901,252    $ 44,711,353
Add: Tenant Service - Net         $    200,000    $    208,000    $    216,320    $    224,973    $    233,972    $    243,331
Add: Condenser Water              $    300,000    $    312,000    $    324,480    $    337,459    $    350,958    $    364,996
Add: Garage Revenues              $    400,000    $    416,000    $    432,640    $    449,946    $    467,943    $    486,661
                                  ---------------------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME            $ 41,933,636    $ 43,898,843    $ 42,999,154    $ 42,907,575    $ 44,954,125    $ 45,806,341

OPERATING EXPENSES:
Real Estate Taxes                 $  7,807,524    $  8,075,947    $  8,488,636    $  8,746,918    $  8,901,962    $  9,090,000
Operating Expenses                $ 11,395,000    $ 11,850,800    $ 12,324,832    $ 12,817,826    $ 13,330,538    $ 13,863,760
                                  ---------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES          $ 19,202,524    $ 19,926,747    $ 20,813,468    $ 21,564,744    $ 22,232,500    $ 22,953,760

NET OPERATING INCOME              $ 22,731,112    $ 23,972,096    $ 22,185,686    $ 21,342,831    $ 22,721,625    $ 22,852,581

ALTERATIONS                       $          0    $    778,045    $  4,156,191    $  1,677,396    $    263,229    $          0
COMMISSIONS                       $          0    $    129,037    $    788,670    $  1,022,067    $    416,086    $     53,652
CAPITAL REPAIRS                   $  3,154,587    $    430,517    $  1,011,455    $    425,000    $    425,000    $    384,260
CAPITAL RESERVES                  $    150,000    $    156,000    $    162,240    $    168,730    $    175,479    $    182,498
                                  ---------------------------------------------------------------------------------------------
TOTAL CASH FLOW                   $ 19,426,525    $ 22,478,497    $ 16,067,130    $ 18,049,638    $ 21,441,831    $ 22,232,171



                                     YEAR 7          YEAR 8          YEAR 9          YEAR 10         YEAR 11        YEAR 12
                                      2003            2004            2005            2006            2007           2008
                                  ---------------------------------------------------------------------------------------------
RENTAL INCOME
All Tenants                       $ 34,943,584    $ 37,516,820    $ 39,108,516    $ 40,484,920    $ 44,176,356    $ 49,480,148
Free Rent                         ($ 4,312,927)   ($   175,421)   ($ 2,206,351)   ($ 1,394,166)   ($ 7,170,686)   ($ 1,359,306)
                                  ---------------------------------------------------------------------------------------------
TOTAL MINIMUM RENTAL INCOME       $ 30,630,657    $ 37,341,399    $ 36,902,165    $ 39,090,754    $ 37,005,670    $ 48,120,842
OPERATING EXPENSE                 $  2,661,818    $  2,522,143    $  2,669,350    $  2,934,228    $  2,125,862    $  2,135,467
REAL ESTATE TAX                   $  2,674,694    $  2,320,122    $  2,069,608    $  2,033,044    $  1,244,698    $  1,141,716
CPI ADJUSTMENT                    $    923,478    $          0    $          0    $          0    $          0    $          0
CLEANING EXPENSE                  $    279,224    $    276,201    $     93,199    $     66,298    $     74,393    $     82,811
PORTER WAGE                       $          0    $          0    $          0    $          0    $          0    $          0
ELECTRIC-NEUBERGER                $    696,111    $    723,955    $    752,914    $    783,030    $    135,725    $          0
                                  ---------------------------------------------------------------------------------------------
TOTAL GROSS RENTAL INCOME         $ 37,865,982    $ 43,183,820    $ 42,487,236    $ 44,907,354    $ 40,586,348    $ 51,480,836
Less: Vacancy & Collection Loss   $    270,899    $    271,902    $    273,982    $    271,795    $    289,077    $    297,806
                                  ---------------------------------------------------------------------------------------------
Effective Rental Income           $ 37,595,083    $ 42,911,918    $ 42,213,254    $ 44,635,559    $ 40,297,271    $ 51,183,030
Add: Tenant Service - Net         $    253,064    $    263,186    $    273,714    $    284,662    $    296,049    $    307,891
Add: Condenser Water              $    379,596    $    394,779    $    410,571    $    426,993    $    444,073    $    461,836
Add: Garage Revenues              $    506,128    $    526,373    $    547,428    $    569,325    $    592,098    $    615,781
                                  ---------------------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME            $ 38,733,871    $ 44,096,256    $ 43,444,967    $ 45,916,539    $ 41,629,491    $ 52,568,538

OPERATING EXPENSES:
Real Estate Taxes                 $  9,317,250    $  9,550,182    $  9,788,936    $ 10,033,658    $ 10,284,500    $ 10,541,612
Operating Expenses                $ 14,418,310    $ 14,995,042    $ 15,594,842    $ 16,218,636    $ 16,867,380    $ 17,542,074
                                  ---------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES          $ 23,735,560    $ 24,545,224    $ 25,383,778    $ 26,252,294    $ 27,151,880    $ 28,083,686

NET OPERATING INCOME              $ 14,998,311    $ 19,551,032    $ 18,061,189    $ 19,664,245    $ 14,477,611    $ 24,484,852

ALTERATIONS                       $  8,686,524    $    769,536    $  4,439,186    $  1,597,277    $ 14,322,158    $  1,924,549
COMMISSIONS                       $  2,080,060    $  2,252,496    $  1,106,948    $  1,381,474    $  3,993,253    $  3,964,364
CAPITAL REPAIRS                   $          0    $          0    $    300,000    $          0    $          0    ($         0)
CAPITAL RESERVES                  $    189,798    $    197,390    $    205,285    $    213,497    $    222,037    $    230,918
                                  ---------------------------------------------------------------------------------------------
TOTAL CASH FLOW                   $  4,041,929    $ 16,331,610    $ 12,009,770    $ 16,471,997    ($ 4,059,837)   $ 18,365,021
===============================================================================================================================

                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   Income Capitaization Approach
================================================================================

Terminal Capitalization Rate Selection

      A terminal overall capitalization rate (OAR) was used to estimate the market value of the property at the end of the assumed investment holding period. The rate is applied to the 11th year estimate of net operating income. We estimated an appropriate terminal rate based on indicated rates in today's market (approximately 7.5 to 8.5 percent). A premium was added to today's rates to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period, including a possible deterioration in market conditions for the property. Investors typically add 50 to 100 basis points to the "going-in" rate to arrive at a terminal OAR, according to Cushman & Wakefield's periodic investor surveys.

Discount Rate Analysis

      Our valuation endeavored to reflect the most likely actions of typical buyers and sellers in this market. We forecasted cash flows and discounted them and the future property value at reversion to a present value at various internal rates of return (yield rates) currently anticipated by investor in similar-quality investments. The yield rate (internal rate of return or IRR) is the single rate that discounts all future equity benefits (cash flows and equity reversion) to an estimated present value.

      In the discounted cash flow analysis, we employed the Pro-Ject +plus computer program. This program simulates the operating characteristics of the property and allow us to make a variety of operating assumptions. We tried to reflect the most likely investment assumptions of typical buyers and sellers in this particular market segment.

      Analysis by the discounted cash flow method is examined over a holding period that allows the investment to mature, the investor to recognize a return commensurate with the risk taken and a recapture of the original investment. Typical holding periods usually range from 10 to 20 years and are sufficient for the majority of institutional grade real estate such as the subject to meet the criteria noted above. In the instance of the subject, we have analyzed the cash flows anticipated over an 12-year fiscal projection period. Our analysis has been performed on a fiscal year basis, commencing August 1, 1997.

      A sale or reversion is deemed to occur at the end of the 11th year, based upon capitalization of the following year's net operating income. This is based upon the premise that a purchaser in the 11th year is buying the following year's net income. Therefore, our analysis reflects this situation by capitalizing the first year of the next holding period.

      The present value was formulated by discounting the property cash flows at various rates. The yield rate utilized to discount the projected cash flow and eventual property reversion was based on an analysis of anticipated yield rates of investors dealing in similar investments. The rates reflect acceptable expectations of yields to be achieved by investors currently in the marketplace shown in their current investment criteria and as extracted from office buildings.

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                                                   Income Capitaization Approach
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      A yield rate differs from an income rate, such as cash-on-cash (equity dividend rate or cash flow after debt service), in that it takes into consideration all equity benefits including the equity reversion at the time of resale, in addition to annual cash flows. The internal rate of return is the single-yield rate that discount all of the future equity benefits (cash flows and equity reversion) to the original equity investment. The yield rates currently accepted by investors in the market can be applied to a projected cash flow and reversion in order to estimate the present value of the projected income stream, and therefore, the value of the subject property.

      Since any real estate investment must compete in the open market for capital, it must be competitive with the various alternatives available in the financial marketplace. In developing an appropriate risk rate for the subject, we have given consideration to a number of different investment opportunities. These other non-real estate alternatives are important to an equity investor when contemplating an investments included long-term rates such as Corporate AAA bonds and 30 year Treasury Bonds. In addition, consideration was also given to the current prime rate of 8.50 percent and the current discount rate of 5.00 percent.

      Cushman & Wakefield also regularly publishes an Investor Survey outlining current investment parameters of major forces in the real estate marketplace. The results of this most recent survey, prepared as of Winter 1996 is provided in the Addenda section of this report. The investment instruments described above, the pre-tax yield requirements in our survey and the expected yields from the sale transactions previously cited in the Sales Comparison Approach, provide a benchmark for prevailing real estate market conditions, especially when differing investment characteristics are considered. These yields are considered to be the best indicators available of general yield expectations in the marketplace.

      Major investors in existing investment grade real estate such as office buildings, shopping centers and industrial facilities currently require equity yield rates in the range between 10.0 and 15.0 percent depending upon the attraction, duration and quality of a project's cash flow, the type of property, recent market activity, availability and terms of financing, risk perception, tax benefit potential and future value considerations.

      Obviously, with risk being commensurate with return, the more secure income streams would tend to fall towards the lower end of current yields, with those properties containing more risk, falling towards the upper end. We also must consider the fact that the subject property, as a primary building located in a prime submarket of Midtown Manhattan is investment grade. This factor will be considered in our analysis of the investment returns cited in the investor survey.

      The residual cash flows annually generated by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. Typically, investors will structure a provision in their analysis in the form of a rate differential over a going-in capitalization rate in projecting a future disposition price. The view is that the improvement is then older and the future is more difficult to visualize, hence a slightly higher rate is warranted for added risks in forecasting.

================================================================================


                                      -82-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   Income Capitaization Approach
================================================================================

      The Cushman & Wakefield Valuation Advisory Services has surveyed national real estate investors to determine their investment objectives. Cushman & Wakefield Valuation Advisory Service's National Investor Survey Winter 1996 details the investment requirements of active investors in the marketplace. Regarding office buildings, these investors generally required internal rates of return from 10.0 to 15.00 percent with the average-low and high ranging from
12.05 to 13.13 percent, respectively. Going-in capitalization rates range from
7.5 to 14 percent, with the average-low and high ranging from 9.36 to 10.45 percent, respectively. Terminal capitalization rates range from 8.0 to 14 percent with the average low and high ranging from 9.51 to 10.30 percent, respectively. Growth rates for income and expenses generally range from 3.0 to
5.0 percent.

      The following table summarizes Cushman & Wakefield Valuation Advisory Service's National Investor Survey for Winter 1996.

===============================================================================================================
                                     Cushman & Wakefield's Investor Survey
                                                  Winter 1996
                                            Offices - Urban Class A
===============================================================================================================
                           OAR                              IRR                          Growth Rates
----------------------------------------------                                ---------------------------------
Number of
Responses       In                    Out                                       Income               Expenses
---------------------------------------------------------------------------------------------------------------
  10        9.13%-9.73%           9.50%-9.90%          11.28%-11.98%          2.79%-3.79%           3.72%-4.06%
===============================================================================================================

      National Market Indicators, as of the second quarter 1997 published by Peter F. Korpacz & Associates, Inc. is summarized as follows:


================================================================================
                           National Market Indicators
                               Second Quarter 1997
                           Manhattan Office Buildings
================================================================================
                                 Range                         Average
================================================================================
        IRR                  10.0% to 14.0%                     11.71%
--------------------------------------------------------------------------------
      OAR/In                  7.5% to 10.5%                      8.88%
--------------------------------------------------------------------------------
      OAR/Out                  7.0% to 11%                       9.0%
--------------------------------------------------------------------------------
(1) Averages
================================================================================
Source: Real Estate Investor Survey, Peter F. Korpacz & Associates
================================================================================

      The wide range of investment parameters indicate that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include: whether the property is purchased for cash or will be leveraged; whether current contract rents are significantly above or below current market rents; the amount and timing of tenant roll-overs; the risk to lease-up the property and the strength of the market during the lease-up period; the durability of the cash flow, and its ability to increase with inflation along with the creditworthiness of the existing tenancy; investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market and the supply and demand for the property type within the market; and the effective age of the property.

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                                      -83-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   Income Capitaization Approach
================================================================================

      Our selection of the investment parameters utilized to estimate the market value of the subject property, was based on the preceding data, including Cushman & Wakefield's National Investor Survey, and the national investor surveys provided by CB Korpacz. In our selection of the investment parameters utilized to estimate the market value of the subject property, we have also consulted members of Cushman & Wakefield's Financial Services Group and rates derived from actual sales, as indicated in our Sales Comparison Approach, which reflects the recent downward trend in going-in cap rates, particularly for well located properties with upside potential. In our judgment, the investor survey conclusions should be adjusted downward 50 to 100 basis points to allow for the recent improvement in the marketplace.

      Based upon the above, it is our opinion that an investor would require a discount rate in the range of 11.0 to 11.5 percent with a terminal capitalization rate ranging from 8.5 to 9.5 percent. Accordingly, we have discounted the projected future pre-tax cash flows to be received by an equity investor in the subject property to a present value from 11.0 to 11.5 percent at 25 basis point intervals. Discounting these cash flows over the range of yields and terminal rates now being required by participants in the market for this type of real estate places additional perspective upon our analysis. A valuation matrix for the subject property is presented on the following page.

================================================================================
                                Valuation Matrix
                     605 Third Avenue - Market Value "As Is"
                                     ($000)
================================================================================
                                 Terminal Capitalization Rates
                      ----------------------------------------------------------
       IRR              8.5%                9.0%                   9.5%
--------------------------------------------------------------------------------
      11.00%          $192,271            $187,153               $182,574
      11.25%          $189,094            $185,102               $179,635
      11.50%          $185,992            $181,121               $176,763
================================================================================

      The value of the subject property varies with the discount rates and range of terminal capitalization rates from approximately $176,763 to $192,271, as rounded. Given consideration to all of the characteristics of the subject property previously discussed, we feel that a prudent investor would require a yield which falls near the middle aspect of the market range outlined above for this property.

      In view of the analysis presented, it is our opinion that the discounted cash flow analysis indicates a market value of $180,000,000, as rounded, for the subject property. The indices of investment generated through this indication of value are presented as follows.

================================================================================
                     605 Third Avenue - Market Value "As Is"
                               New York, New York
================================================================================
      Going-in Capitalization Rate                              12.81
--------------------------------------------------------------------------------
      Terminal Capitalization Rate                                9.5%
--------------------------------------------------------------------------------
      Equity Yield                                               11.22%
--------------------------------------------------------------------------------
      Price/SF of NRA                                          $182.84
================================================================================

      In the final analysis, it is our opinion that the value of the leased fee estate in the land and improvements by the Income Approach is $180,000,000.

================================================================================


                                      -84-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

      We have considered all of the traditional approaches to estimating market value of commercial real estate in our analysis. Two of the three traditional approaches were utilized, indicating the following values for the subject property.

            Sales Comparison Approach                 $180,000,000

            Income Approach
                  Discounted Cash Flow Analysis       $180,000,000

      The Cost Approach has not been utilized in this report. The Cost Approach requires an estimation of the cost to reproduce or replace the existing improvements of the property. From this cost new of improvements accrued depreciation from physical, functional and economic sources is deducted to arrive at a cost less depreciation. The estimated land value is then added to arrive at total value. The subjectivity of estimating accrued depreciation of aged existing improvements limits the reliability of this approach. It is questionable whether the subject property would be replaced today given the condition of the Manhattan office leasing market. In addition, we know of few investors who utilize replacement cost as the basis for their investment decisions.

      The Sales Comparison Approach consists of the collection and analysis of data relevant to actual sales of properties deemed comparable to the subject property. Properties which have been sold are compared to the property under appraisal and adjustments to the sale prices are made based on differences between the subject property and the comparable sales. Adjustments are typically made for location, date of sale, building size, quality of construction and other relevant characteristics.

      The Income Approach converts anticipated future cash flows into a present value estimate. This method is based on the premise that the motivation for a property purchase is a function of the anticipation of future benefits to be gained from the investment. The potential purchaser, in essence, will trade the purchase price of the property for a projected income stream to be received in the future. Conversion of the anticipated cash flow into a value indication commonly occurs in the form of discounted cash flow analysis or application of a single capitalization rate to a stabilized income estimate.

      These three traditional methods of estimating the market value of commercial real estate are not mutually exclusive approaches to deriving an estimate of most probable selling price, but are inter-dependent methodologies, each relying on components from at least one of the other approaches. Hence, the Cost Approach requires extensive market data to derive estimates of depreciation and to determine the value of land as if vacant. This approach may also require income data in order to make adjustments for functional and economic obsolescence. The Sales Comparison Approach requires application of methods from the Income Approach in order to make adjustments for differences in income that have influenced the sale price. Consideration of market data is also required for the Income Approach in the selection and application of equity, capitalization and discount rates, and estimation of income and expenses. Consequently, it is our opinion that the purchasers and sellers, at least intuitively, consider components of all three approaches in the process of negotiating an acceptable price for a particular property.

================================================================================


                                      -85-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         Reconciliation and Final Value Estimate
================================================================================

      It is the Income Approach, however, that is logically considered the most appropriate technique for estimating the value of income-producing property. Not only does this approach represent the most direct and accurate simulation of market behavior, it is the method explicitly employed by buyers and sellers in acquisition and disposition decisions. Therefore, following the implied dictum of the market, we have used an approach based primarily on projected income as the foundation for our valuation of the subject property.

      There are several additional reasons why the Sales Comparison Approach does not form the primary basis of our value estimate for the subject property. The quantity and quality of market information inhibits the use of the Sales Comparison Approach. Inadequacy of information regarding gross and net income, lease details and expenses of comparable sales often deters accurate and relevant adjustments of unit price indicators. Comparison at one dollar per square foot level precludes the analysis of those key factors which form the basis for projections on which the purchase decision was made.

      As a result of our analysis, it is our opinion that the market value of the leased fee estate in the subject property, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 30, 1997, is:

                       ONE HUNDRED EIGHTY MILLION DOLLARS
                                  $180,000,000.

Marketing Time

      Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. Marketing time occurs subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal. The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

      We believe, based on the assumptions employed in our analysis, as well as our selection of investment parameters for the subject, our value conclusions represent a price achievable within one year's marketing time on the open market.

================================================================================


                                      -86-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

================================================================================


                                      -87-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Assumptions and Limiting Conditions
================================================================================

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them);
      (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has not reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

================================================================================


                                      -88-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      CERTIFICATION OF APPRAISAL
================================================================================

      I certify that, to the best of my knowledge and belief:

1.    Travis W. Walsh, MAI, CRE inspected the property,.

2.    The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions, and conclusions.

4. I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

5. My compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the person signing this report.

7. My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Travis W. Walsh, MAI, CRE completed the requirements of the continuing education program of the Appraisal Institute.


      /s/Travis W. Walsh
      Travis W. Walsh, MAI, CRE
      Director
      Valuation Advisory Services
      State Certified Appraiser No. 46000005074

================================================================================


                                      -89-
                                                             CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                         ADDENDA
================================================================================



                             IMPROVED PROPERTY SALES

                             PRIME TENANT RENT ROLL

                           APPRAISERS' QUALIFICATIONS



================================================================================

                                                      OFFICE BUILDING SALE     1
================================================================================

Location Data
     Property Name:                     American Home Products Building
     Location:                          685 Third Avenue Btwn. East 43rd and
                                        44th Streets
     City:                              New York
     County:                            New York
     State/Zip:                         New York
     Assessor's Parcel No(s):           BLOCK 1317, LOT 1
     Atlas Reference:                   N/A

Physical Data
     Type:                              CBD
     Land Area:                         31,127 Sqft    Zoning: C5-3; Restricted
                                                       Cent'l Com'l
     Gross Building Area:               595,632 SF
     Net Rentable Area:                 584,336 SF
     Usable Building Area:              584,336 SF
     Year Built:                        1961
     # of Stories:                      31
     Parking:                           None
     Condition:                         Good
     Exterior Walls:                    Brick Veneer
     Amenities:                         All Available
     Class:                             A

Sale Data
     Transaction Type:                  Contract
     Date of Transaction:               06/97
     Marketing Time:                    N/A
     Grantor:                           Professional Data Mgmt. Inc.
                                        c/o Leucadia Nat'l
     Grantee:                           Amroc/Black Acre Grp./Jeff Citron
     Document No.:                      UNDER CONTRACT.
     Sale Price:                        $100,000,000
     Financing:                         Not Available
     Cash Equivalent Price:             $100,000,000
     Required Capital Cost:             $0
     Adjusted Sale Price:               $100,000,000
     Verification:                      C&W VAS NY 6/97

Financial Data
     Assumptions & Forecast:            N/A
     Occupancy at Sale:                 34%
     Existing or Pro Forma Income:      N/A
                                        TOTAL          P.S.F.
                                        -----          ------
     Potential Gross Income:            N/A            N/A
     Vacancy and Credit Loss:           N/A            N/A
     Effective Gross Income:            N/A            N/A
     Expenses:                          N/A            N/A
     Net Operating Income:              N/A            N/A


THIRD AVE 685(97)

                                                      OFFICE BUILDING SALE     1
================================================================================

Analysis
     Value Indicators:                  Price Per S.F.
     Overall Capitalization
       Rate (OAR):                      N/A%
     Projected IRR:                     N/A%
     Effective Gross Multiplier
       (EGIM):                          N/A
     Operating Expense Ratio (OER):     N/A%
     Price Per Square Foot:             $171.13

Comments

      685 Third Avenue comprises two interconnected buildings; the 240,000+/- SF. Southern tower built in 1961 and the 355,000+/- SF. Northern tower built in 1976. The building was purchased by the grantor, Leucadia National Corp. in 1994, with the intention of renovating the property for their own use. The property is reportedly 34 percent leased and still requires substantial refurbishment. The building is reportedly under contract to the grantees, a consortium including the Black Acre Group, Amroc and Jeff Citron, for $100 million.

THIRD AVE 685(97)

                                                      OFFICE BUILDING SALE     2
================================================================================

Location Data
     Property Name:                     31 West 52nd Street
     Location:                          31 West 52nd Street Btwn. Fifth and
                                        Sixth Avenues
     City:                              New York
     County:                            New York
     State/Zip:                         New York
     Assessor's Parcel No(s):           BLOCK 1268, LOT 1002
     Atlas Reference:                   N/A

Physical Data
     Type:                              CBD
     Land Area:                         45,868 Sqft    Zoning: C5-2.51
                                                       Restricted Cent'l Com'l
     Gross Building Area:               711,791 SF
     Net Rentable Area:                 659,724 SF
     Usable Building Area:              659,724 SF
     Year Built:                        1986
     # of Stories:                      30
     Parking:                           120 space parking garage
     Condition:                         Good
     Exterior Walls:                    Stone
     Amenities:                         All Available
     Class:                             A

Sale Data
     Transaction Type:                  Contract
     Date of Transaction:               04/97
     Marketing Time:                    N/A
     Grantor:                           40 West 53 Partnership c/o
                                        G. Hines/Kuwaiti Invest
     Grantee:                           Deutsche Bank, AG
     Document No.:                      UNDER CONTRACT
     Sale Price:                        $278,000,000
     Financing:                         Not Available
     Cash Equivalent Price:             $278,000,000
     Required Capital Cost:             $0
     Adjusted Sale Price:               $278,000,000
     Verification:                      C&W-VAS, NY 7/97

Financial Data
     Assumptions & Forecast:            N/A
     Occupancy at Sale:                 N/A
     Existing or Pro Forma Income:      N/A
                                        TOTAL          P.S.F.
                                        -----          ------
     Potential Gross Income:            N/A            N/A
     Vacancy and Credit Loss:           N/A            N/A
     Effective Gross Income:            N/A            N/A
     Expenses:                          N/A            N/A
     Net Operating Income:              N/A            N/A

W 52 ST 31

                                                      OFFICE BUILDING SALE     2
================================================================================

Analysis
     Value Indicators:
     Overall Capitalization
       Rate (OAR):                      N/A%
     Projected IRR:                     N/A%
     Effective Gross Multiplier
       (EGIM):                          N/A
     Operating Expense Ratio (OER):     N/A%
     Price Per Square Foot:             $421.39

Comments

      This property was reportedly under contract to Deutsche Bank, AG, the building's largest tenant.

W 52 ST 31

                                                      OFFICE BUILDING SALE     3
================================================================================

Location Data
     Property Name:                     90 Park Avenue - Mortgage
     Location:                          90 Park Avenue Btwn. East 39th &
                                        East 40th Streets
     City:                              New York
     County:                            New York
     State/Zip:                         New York
     Assessor's Parcel No(s):           BLOCK 869 LOT 34
     Atlas Reference:                   N/A

Physical Data
     Type:                              CBD
     Land Area:                         38,032 Sqft         Zoning: C5-3/C5-2.5
                                                            Rest Cent Com'l
     Gross Building Area:               877,869 SF
     Net Rentable Area:                 877,869 SF
     Usable Building Area:              877,869 SF
     Year Built:                        1964
     # of Stories:                      41
     Parking:                           156 space below grade parking
     Condition:                         Good
     Exterior Walls:                    Steel & Glass
     Amenities:                         N/A
     Class:                             A

Sale Data
     Transaction Type:                  Sale
     Date of Transaction:               04/97
     Marketing Time:                    N/A
     Grantor:                           Sumitomo c/o Brad Giliman
     Grantee:                           Vornado Realty c/o Steven Roth
     Document No.:                      SEE COMMENTS
     Sale Price:                        $185,000,000
     Financing:                         See Comments
     Cash Equivalent Price:             $185,000,000
     Required Capital Cost:             $0
     Adjusted Sale Price:               $185,000,000
     Verification:                      C&W VAS NY 7/97

Financial Data
     Assumptions & Forecast:            Advisor
     Occupancy at Sale:                 82.7%
     Existing or Pro Forma
       Income:                          Pro Forma
                                        TOTAL          P.S.F.
                                        -----          ------
     Potential Gross Income:            N/A            N/A
     Vacancy and Credit Loss:           N/A            N/A
     Effective Gross Income:            N/A            N/A
     Expenses:                          N/A            N/A
     Net Operating Income:              $19,607,142    $22.33


PARK AVE 90

                                                      OFFICE BUILDING SALE     3
================================================================================

Analysis
     Value Indicators:                  Price Per S.F.
     Overall Capitalization
       Rate (OAR):                      10.60%
     Projected IRR:                     N/A%
     Effective Gross Multiplier
       (EGIM):                          N/A
     Operating Expense Ratio (OER):     N/A%
     Price Per Square Foot:             $210.74

Comments

      The buyers, Vornado Realty, purchased mortgages on this property following the threat of foreclosure by Sumitomo There was no controlling interest included in the transaction.


PARK AVE 90

                                                      OFFICE BUILDING SALE     4
================================================================================

Location Data
     Property Name:                     1370 Avenue Of The Americas - Mortgage
     Location:                          1370 Avenue Of The Americas A/K/A 71
                                        West 55th St & 64-68 West 56th St
     City:                              New York
     County:                            New York
     State/Zip:                         New York
     Assessor's Parcel No(s):           BLOCK 1271 LOT 71
     Atlas Reference:                   N/A

Physical Data
     Type:                              CBD
     Land Area:                         15,276 Sqft         Zoning: C6-6,
                                                            Midtown Gen'l Com'l
     Gross Building Area:               387,298 SF
     Net Rentable Area:                 381,345 SF
     Usable Building Area:              381,345 SF
     Year Built:                        1971
     # of Stories:                      35
     Parking:                           Attached garage
     Condition:                         Good
     Exterior Walls:                    Glass Panels
     Amenities:                         All Available
     Class:                             A

Sale Data
     Transaction Type:                  Contract
     Date of Transaction:               03/97
     Marketing Time:                    N/A
     Grantor:                           St. Andrews Associates c/o Peter Sharp
     Grantee:                           S.L. Green Real Estate c/o Steve Green
     Document No.:                      N/A
     Sale Price:                        $55,000,000
     Financing:                         See Comments
     Cash Equivalent Price:             $55,000,000
     Required Capital Cost:             $0
     Adjusted Sale Price:               $55,000,000
     Verification:                      C&W-VAS, NY 5/97

Financial Data
     Assumptions & Forecast:            Advisor
     Occupancy at Sale:                 N/A
     Existing or Pro Forma Income:      N/A
                                        TOTAL          P.S.F.
                                        -----          ------
     Potential Gross Income:            N/A            N/A
     Vacancy and Credit Loss:           N/A            N/A
     Effective Gross Income:            N/A            N/A
     Expenses:                          N/A            N/A
     Net Operating Income:              N/A            N/A


SIXTH AVE 1370

                                                      OFFICE BUILDING SALE     4
================================================================================

Analysis
     Value Indicators:                  Price Per S.F.
     Overall Capitalization
       Rate (OAR):                      N/A%
     Projected IRR:                     N/A%
     Effective Gross Multiplier
       (EGIM):                          N/A
     Operating Expense Ratio (OER):     N/A%
     Price Per Square Foot:             $144.23

Comments

      This sale involved the purchase of the mortgage on the property by the grantees, S.L. Green Real Estate. The buyer's reported intent is to add the mixed-use office building to a proposed REIT.


SIXTH AVE 1370

                                                      OFFICE BUILDING SALE     5
================================================================================

Location Data
     Property Name:                     527 Madison Avenue
     Location:                          527 Madison Avenue S/E/C East 54th
                                        Street
     City:                              New York
     County:                            New York
     State/Zip:                         New York
     Assessor's Parcel No(s):           BLOCK 1289, LOT 52
     Atlas Reference:                   N/A

Physical Data
     Type:                              CBD
     Land Area:                         12,675 Sqft         Zoning: C5-3;
                                                            Restricted Gen'l
                                                            Com'l
     Gross Building Area:               248,321 SF
     Net Rentable Area:                 201,148 SF
     Usable Building Area:              215,686 SF
     Year Built:                        1986
     # of Stories:                      26
     Parking:                           40-45 space parking garage
     Condition:                         Excellent
     Exterior Walls:                    Stone
     Amenities:                         Quality retail, small floor plates
     Class:                             A

Sale Data
     Transaction Type:                  Sale
     Date of Transaction:               02/97
     Marketing Time:                    12 months
     Grantor:                           527 Madison Holding c/o Louis Dreyfus
                                        Property Grp
     Grantee:                           Cornerstone Properties Inc.
                                        c/o Scott Darymple
     Document No.:                      LIBER 2439 PAGE 604  Rec. Date: 03/28/97
     Sale Price:                        $67,000,000
     Financing:                         Cash to Seller
     Cash Equivalent Price:             $67,000,000
     Required Capital Cost:             $0
     Adjusted Sale Price:               $67,000,000
     Verification:                      C&W - VAS 3/97

Financial Data
     Assumptions & Forecast:            Appraiser
     Occupancy at Sale:                 88%
     Existing or Pro Forma Income:      Existing
                                        TOTAL          P.S.F.
                                        -----          ------
     Potential Gross Income:            $12,104,748    $60.18
     Vacancy and Credit Loss:           N/A            N/A
     Effective Gross Income:            $12,104,748    $60.18
     Expenses:                          $4,773,960     $23.73
     Net Operating Income:              $7,330,788     $36.44


MADISON AVE 527

                                                      OFFICE BUILDING SALE     5
================================================================================

Analysis
     Value Indicators:                  Direct Cap, DCF and P.S.F.
     Overall Capitalization
       Rate (OAR):                      10.94%
     Projected IRR:                     N/A%
     Effective Gross Multiplier
       (EGIM):                          5.54
     Operating Expense Ratio (OER):     39.44%
     Price Per Square Foot:             $333.09

Comments

      The property also contains a 9,271+/- square foot garage area and 5,267+/- square feet of storage area which is included in the usable size. The building was anchored by a foreign Japanese bank at the time of sale with approximately 36% of the rental office space. The anchor tenant lease was to expire in 2001. Approximately 20-25% of the office space was due for renewal in 1997. The financial data was based on 1996 stabilized income and expenses prior to the sale. According to a banker financing the sale, the buyer's purchase price and pro-forma implied an overall rate of 10.8%.

      The building contains small floorplates and caters to smaller-boutique type office tenants. Asking rents for the vacant space at sale ranged from $50 to $54 per square foot.


MADISON AVE 527

                                                      OFFICE BUILDING SALE     6
================================================================================

Location Data
     Property Name:                     The Continental Can Building
     Location:                          125 Park Avenue A/K/a 100 East 42nd
                                        Street N/E/C East 41st Street
     City:                              New York
     County:                            New York
     State/Zip:                         New York
     Assessor's Parcel No(s):           BLOCK 1296 LOT 1
     Atlas Reference:                   N/A

Physical Data
     Type:                              CBD
     Land Area:                         24,785 Sqft         Zoning: C5-3,
                                                            Restricted Cent'l
                                                            Com'l
     Gross Building Area:               548,582 SF
     Net Rentable Area:                 445,437 SF
     Usable Building Area:              445,437 SF
     Year Built:                        1922
     # of Stories:                      26
     Parking:                           None
     Condition:                         Good
     Exterior Walls:                    Stone
     Amenities:                         All Available
     Class:                             A

Sale Data
     Transaction Type:                  Sale
     Date of Transaction:               01/97
     Marketing Time:                    N/A
     Grantor:                           Sutom N.V. c/o Pyne Co. Ltd.
     Grantee:                           General Electric Capital Corp.
     Document No.:                      LIBER 2413 PAGE 578 Rec. Date: 01/27/97
     Sale Price:                        $92,652,000
     Financing:                         Cash to Seller
     Cash Equivalent Price:             $92,652,000
     Required Capital Cost:             $0
     Adjusted Sale Price:               $92,652,000
     Verification:                      C& W VAS NY 1/97

Financial Data
     Assumptions & Forecast:            N/A
     Occupancy at Sale:                 77%
     Existing or Pro Forma Income:      N/A
                                        TOTAL          P.S.F.
                                        -----          ------
     Potential Gross Income:            N/A            N/A
     Vacancy and Credit Loss:           N/A            N/A
     Effective Gross Income:            N/A            N/A
     Expenses:                          N/A            N/A
     Net Operating Income:              N/A            N/A


PARK AVE 125

                                                      OFFICE BUILDING SALE     6
================================================================================

Analysis
     Value Indicators:                  Price Per S.F.
     Overall Capitalization
       Rate (OAR):                      N/A%
     Projected IRR:                     N/A%
     Effective Gross Multiplier
       (EGIM):                          N/A
     Operating Expense Ratio (OER):     N/A%
     Price Per Square Foot:             $208.00

Comments

      The building was sold following a foreclosure. The purchaser was one of the Property's major tenants.


PARK AVE 125

                                                      OFFICE BUILDING SALE     7
================================================================================

Location Data
     Property Name:                     30 Rockefeller Plaza - NBC Condo Space
     Location:                          1250 Avenue Of The Americas Between West
                                        50th and 51st Streets New York
     City:                              New York
     County:                            New York
     State/Zip:                         New York  10019
     Assessor's Parcel No(s):           BLOCK 1265, LOT 1001
     Atlas Reference:                   N/A

Physical Data
     Type:                              CBD
     Land Area:                         106,199 Sqft        Zoning: C5-2.5;
                                                            Restricted Cent'l
                                                            Com'l
     Gross Building Area:               2,700,000 SF
     Net Rentable Area:                 1,561,277 SF
     Usable Building Area:              1,561,277 SF
     Year Built:                        1932
     # of Stories:                      70
     Parking:                           None
     Condition:                         Good
     Exterior Walls:                    Masonry
     Amenities:                         Rockefeller Center Retail Concourse
     Class:                             A

Sale Data
     Transaction Type:                  Sale
     Date of Transaction:               07/96
     Marketing Time:                    N/A
     Grantor:                           RCP Assoc. c/o Tishman Speyer
                                        Properties, L.P.
     Grantee:                           NBC Trust 1996A c/o National
                                        Broadcasting Corp.
     Document No.:                      LIBER 2347, PAGE 678 Rec. Date: 07/22/96
     Sale Price:                        $440,000,000
     Financing:                         Cash to Seller
     Cash Equivalent Price:             $440,000,000
     Required Capital Cost:             $0
     Adjusted Sale Price:               $440,000,000
     Verification:                      C&W - VAS - 11/96

Financial Data
     Assumptions & Forecast:            Appraiser
     Occupancy at Sale:                 100%
     Existing or Pro Forma Income:      Existing
                                        TOTAL          P.S.F.
                                        --------       ------
     Potential Gross Income:            N/A            N/A
     Vacancy and Credit Loss:           N/A            N/A
     Effective Gross Income:            N/A            N/A
     Expenses:                          N/A            N/A
     Net Operating Income:              N/A            N/A


ROCKEFELLER PLZ 30

                                                      OFFICE BUILDING SALE     7
================================================================================

Analysis
     Value Indicators:                  DCF
     Overall Capitalization
       Rate (OAR):                      N/A%
     Projected IRR:                     N/A%
     Effective Gross Multiplier
       (EGIM):                          N/A
     Operating Expense Ratio (OER):     N/A%
     Price Per Square Foot:             $281.82

Comments

      The television network purchased a condominium interest within their headquarters building. The condominium was created in December 1988 and the tenant had an option to buy the units devoted to studio and technical use.

      NBC acquired most of the office and studio space it occupied representing approximately 20 percent of the complex' total footage. This includes NBC's 28-floor headquarters facility at 30 Rockefeller Plaza and all of the adjacent Studio and GE-West buildings. One-third of the space consists of broadcasting facilities for such programs as, "The NBC Nightly News with Tom Brokaw", "Dateline NBC", "Saturday Night Live", "Late Night with Conan O'Brien" and local WNBC news.

      The transaction did not include the "Today Show" studio at 10 Rockefeller Plaza. However, the purchase agreement reportedly gives NBC extension options for the space. The network's current lease extended for another 20 years from the date of sale and included substantial above-market increases to take effect in late 1997. NBC has been located at the complex since it opened in 1933.

      The purchase was subject to a number of conditions, including confirmation by the U.S. Bankruptcy Court and approval by New York City.


ROCKEFELLER PLZ 30

                                605 THIRD AVENUE
                                [ILLEGIBLE]: 6596
                           REVISION: 8/12/98 @ 14:00
                             RENT ROLL AS OF 8/1997
                              CALENDAR YEAR BASIS)
                                 8/15/97 @ 9:16


       TENANT/
LEASE TYPE AND DATES/       BASE RENT/      OVERAGE/     SALES (000)/    RECOVERIES/     REVENUE/
     SQUARE FEET              PER SF         PER SF         PER SF         PER SF         PER SF
-------------------------------------------------------------------------------------------------
#1 - SUITE 1,2,3
UNISYS
BASE LEASE  5/89-4/99      3,353,671              0              0        746,909      4,100,580
            77,144 SF          43.47           0.00           0.00           9.68          53.15

#2 - SUITE 1
[ILLEGIBLE]
BASE LEASE  5/65-4/06        460,205              0              0         68,078        528,283
            10,800 SF          42.61           0.00           0.00           6.30          48.92

#4 - SUITE 4,5-7,9,
JOHN WILEY
BASE LEASE  5/88-4/03      8,603,634              0              0      2,029,881     10,633,515
           212,267 SF          40.53           0.00           0.00           9.56          50.09

#5 - SUITE 9/PART
JOHN WILEY
BASE LEASE  5/88-4/03        671,212              0              0        163,474        834,686
            16,560 SF          40.53           0.00           0.00           9.87          50.40

#10 - SUITE 19-22
ROLLINS BURDICK
BASE LEASE  5/88-4/00      2,967,590              0              0        780,891      3,748,481
            71,080 SF          41.75           0.00           0.00          10.99          52.74

#12 - SUITE 25
SNOW BECKER
 OPTION 1  9/95- 8/05        564,198              0              0         20,585        584,783
            17,770 SF          31.75           0.00           0.00           1.16          32.91

#13 - SUITE 26
NY JOB DEVELOPMENT
BASE LEASE  5/85-4/00        741,898              0              0        340,366      1,082,264
            17,770 SF          41.75           0.00           0.00          19.15          60.90

#14 - SUITE 30,31
GRANT THORTON
  OPTION 1  9/94-8/99      1,250,651              0              0        287,624      1,538,275
            35,792 SF          34.94           0.00           0.00           8.04          42.98

#15 - SUITE BSMT
GRANT THORTON
BASE LEASE  9/79-8/99         20,713              0              0         14,277         34,990
             2,000 SF          10.36           0.00           0.00           7.14          17.50

       TENANT/
LEASE TYPE AND DATES/       BASE RENT/      OVERAGE/     SALES (000)/    RECOVERIES/     REVENUE/
     SQUARE FEET              PER SF         PER SF         PER SF         PER SF         PER SF
-------------------------------------------------------------------------------------------------
#16 - SUITE PT 8
ESPN
BASE LEASE 5/89-10/04      1,048,381              0              0        224,218      1,272,599
            27,055 SF          38.75           0.00           0.00           8.29          47.04

#17 - SUITE 12
UNIVISION
  OPTION 1  1/96-6/10        946,259              0              0         36,219        982,478
            26,982 SF          35.07           0.00           0.00           1.34          36.41

#18 - SUITE 44
STINNES CORP
BASE LEASE 10/90-2/05        513,968              0              0         81,042        595,010
            12,930 SF          39.75           0.00           0.00           6.27          46.02

#19 - SUITE 43
STINNES
BASE LEASE  3/90-2/05        418,170              0              0         66,184        484,354
            10,520 SF          39.75           0.00           0.00           6.29          46.04

#20 - SUITE 32
GRANT THORTON
BASE LEASE  7/89-8/99        621,886              0              0        143,812        765,698
            17,896 SF          34.75           0.00           0.00           8.04          42.79

#21 - SUITE 29
SHEARS ON
BASE LEASE  5/89-4/99        630,622              0              0        160,871        791,493
            17,890 SF          35.25           0.00           0.00           8.99          44.24

#22 - SUITE PT 8
ESPN
BASE LEASE 7/89-10/04        278,651              0              0         59,593        338,244
             7,191 SF          38.75           0.00           0.00           8.29          47.04

#23 - SUITE 27
HUBER LAWRENCE
BASE LEASE  9/90-3/06        783,564              0              0        116,320        899,884
            18,768 SF          41.75           0.00           0.00           6.20          47.95

#24 - SUITE 34
DAVIDOFF & MALITO
BASE LEASE  6/91-8/04        592,251              0              0         83,642        675,893
           17,947 SF           33.00           0.00           0.00           4.66          37.66

#25 - SUITE 36-42
NEUBERGER & BERMAN
BASE LEASE  6/91-2/07      4,514,169              0              0        844,263      5,358,432
           136,793 SF          33.00           0.00           0.00           6.17          39.17

       TENANT/
LEASE TYPE AND DATES/       BASE RENT/      OVERAGE/     SALES (000)/    RECOVERIES/     REVENUE/
     SQUARE FEET              PER SF         PER SF         PER SF         PER SF         PER SF
-------------------------------------------------------------------------------------------------
#6 - SUITE 35
NIMS HOWE
BASE LEASE  8/91-7/07        696,880              0              0         57,925        754,805
            17,984 SF          38.75           0.00           0.00           3.22          41.97

#27 - SUITE 2
NEUBERGER & BERMAN
BASE LEASE  6/91-2/07        119,352              0              0              0        119,352
            29,838 SF           4.00           0.00           0.00           0.00           4.00

#30 - SUITE 18
PODELL
BASE LEASE  4/93-3/09        529,550              0              0         49,910        579,460
            17,800 SF          29.75           0.00           0.00           2.80          32.55

#31 - SUITE BSMT
JOHN WILEY
BASE LEASE  3/92-4/03         23,785              0              0              0         23,785
             1,420 SF          16.75           0.00           0.00           0.00          16.75

#32 - SUITE BSMT
NEUBERGER
BASE LEASE  6/92-2/07         50,250              0              0              0         50,250
             3,000 SF          16.75           0.00           0.00           0.00          16.75

#33 - SUITE BSMT
PODELL
BASE LEASE  4/94-3/09          5,000              0              0              0          5,000
               500 SF          10.00           0.00           0.00           0.00          10.00

#34 - SUITE 11
ESPN
BASE LEASE 11/93-10/04        375,832              0              0         35,022        410,854
             12,633 SF          29.75           0.00           0.00           2.77          32.52

#37 - SUITE 16
ESANU KATSKY
BASE LEASE  7/96-6/08        569,107              0              0         33,608        602,715
            19,867 SF          28.65           0.00           0.00           1.69          30.34

#38 - SUITE 33
STEINHARDT
BASE LEASE 10/94-9/97        372,461              0              0         21,852        394,313
            17,896 SF          20.81           0.00           0.00           1.22          22.03

#39 - SUITE PT 43
STINNES
BASE LEASE  5/96-2/05         83,873              0              0         13,450         97,323
             2,110 SF          39.75           0.00           0.00           6.37          46.12

       TENANT/
LEASE TYPE AND DATES/       BASE RENT/      OVERAGE/     SALES (000)/    RECOVERIES/     REVENUE/
     SQUARE FEET              PER SF         PER SF         PER SF         PER SF         PER SF
-------------------------------------------------------------------------------------------------
#41 - SUITE 23
CHARTWELL LEISURE
BASE LEASE  7/96-3/07        419.469              0              0         12,928        432,397
            18,695 SF          22.44           0.00           0.00           0.69          23.13

#42 - SUITE 24
AIM RESOURCES
BASE LEASE 8/95-10/05         41,400              0              0          5,059         46,459
             1,656 SF          25.00           0.00           0.00           3.05          28.05

#43 - SUITE PT 24
AIM RESOURCES
BASE LEASE 5/95-10/05        151,674              0              0          5,756        157,430
             5,919 SF          25.62           0.00           0.00           0.97          26.60

#44 - SUITE PT 24
RAND ROSENZWEIG
BASE LEASE 5/95-10/05        294,163              0              0         11,193        305,356
             8,847 SF          33.25           0.00           0.00           1.27          34.52

#45 - SUITE PT 15
SYLVOR
BASE LEASE  5/95-6/00        190,125              0              0          6,835        196,960
             6,084 SF          31.25           0.00           0.00           1.12          32.37

#46 - SUITE PART 15
MA & SHANG
BASE LEASE  7/95-6/08         64,800              0              0              0         64,800
             3,100 SF          20.90           0 00           0.00           0.00          20.90

#47 - SUITE PART 28
TRAVELERS
BASE LEASE  7/95-6/04         22,800              0              0              0         22,800
               700 SF          32.57           0.00           0.00           0.00          32.57

#48 - SUITE PART 28
PSS
BASE LEASE  3/95-4/00         10,768              0              0              0         10,768
               455 SF          23.67           0.00           0.00           0.00          23.67

#49 - SUITE PART 28
TCI ASSOCIATES
BASE LEASE  3/95-4/00         10,768              0              0              0         10,768
               455 SF          23.67           0.00           0.00           0.00          23.67

#51 - SUITE GARAGE
HERTZ
BASE LEASE 1/95-12/04        598,217              0              0        171,193        769,410
                 1 SF     598,217.00           0.00           0.00     171,193.00     769,410.00

       TENANT/
LEASE TYPE AND DATES/       BASE RENT/      OVERAGE/     SALES (000)/    RECOVERIES/     REVENUE/
     SQUARE FEET              PER SF         PER SF         PER SF         PER SF         PER SF
-------------------------------------------------------------------------------------------------
#52 - SUITE KIOSK
PASQUA
BASE LEASE  1/94-1/04         19,080              0              0            534         19,614
               500 SF          38.16           0.00           0.00           1.07          39.23

#53 - SUITE GROUND
METRO SOUTH
BASE LEASE  2/94-1/04         10,750              0              0            214         10,964
               200 SF          53.75           0.00           0.00           1.07          54.82

#54 - SUITE PART 24
BAND ROSENZWEIG
BASE LEASE 8/95-10/05         55,400              0              0          2,949         58,349
             2,216 SF          25.00           0.00           0.00           1.33          26.33

#55 - SUITE PART 14
UNIVISION
BASE LEASE  7/96-6/10        309,738              0              0          6,155        315,893
             8,832 SF          35.07           0.00           0.00           0.70          35.77

#56 - SUITE PART 28
SNOW BECKER
BASE LEASE  1/96-8/05        223,125              0              0          7,761        230,886
             7,500 SF          29.75           0.00           0.00           1.03          30.78

#57 - SUITE PART 11
ESPN
BASE LEASE 7/96-10/04        110,418              0              0          2,835        113,253
             6,795 SF          16.25           0.00           0.00           0.42          16.67

#58 - SUITE PART 14
ARMY CORP ENGINEER
BASE LEASE 10/96-9/01        238,125              0              0          8,011        246,136
             7,500 SF          31.75           0.00           0.00           1.07          32.82
                          ----------------------------------------------------------------------
               TOTALS     34,578,596              0              0      6,721,439     41,300,044
           957,658 SF          36.11           0.00           0.00           7.02          43.13
                          ======================================================================

                                               QUALIFICATIONS OF TRAVIS W. WALSH
================================================================================

Professional Affiliations

Appraisal Institute (MAI Certificate No. 6260)
New York Metropolitan Chapter

American Society of Real Estate Counselors (CRE Certificate No. 1391) New York Chapter

New York State Certified as a Real Estate General Appraiser (Certificate No. 46000005074)

New York State Licensed Real Estate Broker

The Real Estate Board of New York, Inc.

Real Estate Appraisal Experience

Actively involved in the and appraisal of real estate since 1972. Entered the real estate business in 1972 with The Equitable Life Assurance Society of the United States. Subsequently held positions with Security Mortgage Investors and with the Franklin Savings Bank of New York as a Staff Appraiser. In 1977 joined the Appraisal Division of Cushman & Wakefield, Inc. as a Staff Appraiser. Commenced employment as an Appraiser and Consultant with Henry Boeckmann, Jr. and Associates, Inc. in 1979; subsequently became Vice President and was appointed Manager of the Stamford, Connecticut office. Joined Cushman & Wakefield, Inc., New York Appraisal Services 1983. Named Assistant Vice President in 1988 and named Director in 1990.

Assignments have involved a wide variety of existing and proposed real properties including: office complexes, shopping centers, industrial properties, hotels and multifamily housing. Assignments have been completed for mortgage purposes, estates, certiorari proceedings and arbitration hearings, to aid in the decision making process in the acquisition, disposition and marketing of real estate and to determine a property's most profitable use.

Education

Past Lecturer - New York University - Real Estate Institute

Appraisal Institute Courses:

     Investment Analysis (Course VI)
     Urban Properties (Course II)
     Capitalization Theory & Techniques (Course lB)
     Basic Appraisal Principles, Methods & Techniques (Course lA)

Manhattan College, Bronx, New York, Bachelor of Science, (Business Administration), 1972

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                             THREE FOUNTAINS PLAZA

                     Southeast Corner of Platt Springs Road
                            and Emanuel Church Road
                        West Columbia, Lexington County,
                                 South Carolina


                                  Prepared by

                             O. Marshall Dodds, MAI

                     Date of Market Study - April 21, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]

                                                                  April 21, 1997


Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re:  Market Study
     Three Fountains Plaza
     SEC Platt Springs Road
     and Emanuel Church Road
     West Columbia, Lexington County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that forms the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 21, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 41,440 square feet of leaseable area. The center was constructed in 1986 and the Food Lion store expanded during 1996. The anchor tenants are Food Lion and Revco and the subject property is currently 95.17% occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                             Respectfully submitted,

                             O. MARSHALL DODDS COMPANY, INC.


                             /s/ O. Marshall Dodds
                             ------------------------------
                             O. Marshall Dodds, MAI
                             State Certified General
                             Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as: insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial spheres.

The unemployment rate for Lexington County as of March, 1997 was 2.9 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The neighborhood is located around the intersection of Platt Springs Road and Emanuel Church Road. Several single family residential subdivisions are located around this intersection and throughout the neighborhood. Most of the houses throughout the neighborhood would be in the medium priced range ($75,000 to $150,000). Commercial properties are located around the intersection of Platt Springs Road and Emanuel Church Road including Subject, Caroline Square, fast food restaurants, branch banks, convenience markets/self service gasoline facilities and retail/service facilities.

Physical features are as follows:

1.  Size                      4.215 acres or 183,605 SF
2.  Identity                  NEC Platt Springs Road & Emanuel Church Road
                              TMS# 6796-02-08
3.  Shape                     Irregular
4.  Topography                Level on street grade
5.  Accessability             Good
6.  Utilities                 Municipal

Physical Description

Building features are as follows:

1.  Size (net)                41,450 SF
2.  Layout & Design           1 story - food store, drug store, two shops
3.  Parking Spaces            217
                              5.24 per 1,000 SF of net area
4.  Construction              Brick and Glass front with concrete block on side
                              and rear and metal seam roof.

Market Position and Marketability Conclusions

The shopping center market within the area of subject is healthy at this time. Subject is part of the Cayce-West Columbia area. In the overall survey there are approximately 25 shopping centers with approximately 1,500,000 square feet. The available square feet consists of approximately 140,000 square feet with the availability rate being 9.33%. There are not any shopping centers under construction at this time and one small center containing 25,000 square feet and a neighborhood center (Piggly Wiggly, Shops, 44,318 square feet) are planned for the overall market area. There is one vacant shop in subject property and the Caroline Square Shopping Center located across the street has a vacant Rite-Aid Drug Store. The operating history of these two centers have been good.

The subject property is in the middle of the neighborhood being at the intersection of Platt Springs Road and Emanuel Church Road. The location of subject is convenient to the single family dwellings that are located throughout the neighborhood. A portion of the neighborhood is developed with the Columbia Metropolitan Airport, but this has not hindered the overall development of the neighborhood with the single family dwellings and the commercial development. The Caroline Square Shopping Center is located across the street from subject property and this center is very similar to subject. The rental range for the shops is from $7.50 to $9.00 per square foot on a triple net basis. The Mills Corner Shopping Center is a new center that was completed in 1995. This center has rental rates ranging from $10.00 to $12.00 per square foot. The location of Mills Corner is at the edge of subject neighborhood. The Woodberry Plaza is an older center that has been expanded and renovated. Winn-Dixie and Revco are the major tenants. The rental range for the shops is from $6.50 to $9.25 per square foot. The average rental rate is $7.75. Red Bank Crossing is located at the edge of the neighborhood. The major tenants are Winn-Dixie and Revco. The rents range from $7.00 to $11.00 per square foot with the average being $9.88 per square foot.

The subject property has two shops with one of the shops being leased at $7.50 per square foot and the other shop being vacant and on the market at $7.25 per square foot. It is thought that these are reasonable rental rates for the neighborhood.

The rental rate for the Food Lion store is $7.88 per square foot while the rental rate for the Revco store is at $6.50 per square foot, but overage rents are being paid on the Revco store.

The subject property has operated at a high occupancy rate and Food Lion has recently expanded their store. The location of subject is strategic within the neighborhood and convenient to shoppers throughout the neighborhood.

Trends:

The subject property is located in the southwest section of the metropolitan area of Columbia. The development began approximately 25 years ago with single family residential properties. Commercial developments have occurred around the intersection of Platt Springs Road and Emanuel Church Road including subject property and Caroline Square Shopping Center. The Columbia metropolitan Airport is located in the neighborhood.

The demand and desirability for the neighborhood has been good. All trends are favorable at this time and expected to continue.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                            SUBJECT                   COMPARABLE 1               COMPARABLE 2
                                            -------                   ------------               ------------
1.  Identification
     a.  Name                         Three Fountains            Caroline Square            Mills Corner
                                      ----------------------     -----------------------    -----------------------
     b.  Street                       3979 Platt Springs         NWC Platt Springs &        NEC Augusta Road and
                                      Road                       Emanuel Church Road        Oak Drive
                                      ----------------------     -----------------------    -----------------------
     c.  City                         West Columbia, SC          West Columbia, SC          West Columbia, SC
                                      ----------------------     -----------------------    -----------------------
     d.  Distance from subject        N/A                        Across street              2.5-3.0 mile
                                      ----------------------     -----------------------    -----------------------
     e.  Contact                      Edens Avant, Inc.          Bobbie Culbertson          Rex Pollard
                                      ----------------------     -----------------------    -----------------------
     f.  Phone                        803-779-4420               803-750-1010               803-779-7777
                                      ----------------------     -----------------------    -----------------------
2.  Attributes
     a.  Year built                   1986                       1984                       1995
                                      ----------------------     -----------------------    -----------------------
     b.  Net sq. Ft.                  41,450                     40,155                     50,000
                                      ----------------------     -----------------------    -----------------------
     c.  # building                   1                          1                          1
                                      ----------------------     -----------------------    -----------------------
     d.  # stories                    1                          1                          1
                                      ----------------------     -----------------------    -----------------------
     e.  Avg. Floor plate size (SF),
           if office                  N/A                        N/A                        N/A
                                      ----------------------     -----------------------    -----------------------
     f.  # elevators                  N/A                        N/A                        N/A
                                      ----------------------     -----------------------    -----------------------
     g.  Parking                      Adequate                   Adequate                   Adequate
                                      ----------------------     -----------------------    -----------------------
     h.  Construction Type            Brick/Concrete Block       Brick/Concrete Block       Brick/Concrete Block
                                      ----------------------     -----------------------    -----------------------
     I.  Vacancy %                    4.83%                      0%                         0%
                                      ----------------------     -----------------------    -----------------------
     j.  Anchors, if Retail           Food Lion, Revco           Piggly Wiggly              Piggly Wiggly
                                      ----------------------     -----------------------    -----------------------

                                            COMPARABLE 3              COMPARABLE 4
                                            ------------              ------------
1.  Identification
     a.  Name                         Woodberry Plaza            Red Bank Crossing
                                      -----------------------    -----------------------
     b.  Street                       3234 Augusta Road          NWC South Lake Dr. &
                                                                 Two Notch Rd.
                                      -----------------------    -----------------------
     c.  City                         West Columbia, SC          Lexington, SC
                                      -----------------------    -----------------------
     d.  Distance from subject        2.5 miles                  4 miles
                                      -----------------------    -----------------------
     e.  Contact                      Edens Avant, Inc.          The Ogburn Co.
                                      -----------------------    -----------------------
     f.  Phone                        803-779-4422               803-779-7777
                                      -----------------------    -----------------------
2.  Attributes
     a.  Year built                   1976 - Renov. 1994         1990
                                      -----------------------    -----------------------
     b.  Net sq. Ft.                  82,920                     53,500
                                      -----------------------    -----------------------
     c.  # building                   1                          1
                                      -----------------------    -----------------------
     d.  # stories                    1                          1
                                      -----------------------    -----------------------
     e.  Avg. Floor plate size (SF),
           if office                  N/A                        N/A
                                      -----------------------    -----------------------
     f.  # elevators                  N/A                        N/A
                                      -----------------------    -----------------------
     g.  Parking                      Adequate                   Adequate
                                      -----------------------    -----------------------
     h.  Construction Type            Brick/Concrete Block       Brick/Concrete Block
                                      -----------------------    -----------------------
     I.  Vacancy %                    0%                         0%
                                      -----------------------    -----------------------
     j.  Anchors, if Retail           Winn-Dixie, Revco,         Winn-Dixie, Revco
                                      Big Lots
                                      -----------------------    -----------------------

Comments:

Comparable No. 1 is located across the street and has experienced a very high occupancy rate. The lease with Rite-Aid expires and Dollar General will move within a couple of months. Comparable No. 3 was renovated in 1994 and a new Winn-Dixie Store was constructed. The former Winn-Dixie Store is now occupied by Big Lots. Shops are occupied. Comparable No. 4 was built in 1990. The Winn-Dixie store has been expanded. The operating history has been good.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                             SUBJECT                   COMPARABLE 1                COMPARABLE 2
                                             -------                   ------------                ------------
1.  Asking Rental Rate
    a.  Anchor Space                  N/A                         N/A                         N/A
                                      -----------------------     -----------------------     ----------------------
    b.  Shop Space                    $7.50                       $7.50 - $9.00               $10.00 - $12.00
                                      -----------------------     -----------------------     ----------------------
2.  Lease Type (Gross/Net)            Triple Net                  Triple Net                  Triple Net
                                      -----------------------     -----------------------     ----------------------
3.  Rent Concessions                  None                        None                        None
                                      -----------------------     -----------------------     ----------------------
4.  Effective Rent                    $7.50                       $7.50 - $9.00               $10.00 - $12.00
                                      -----------------------     -----------------------     ----------------------
5.  TI Allowance                      None                        None                        None
                                      -----------------------     -----------------------     ----------------------
6.  Expense Stop                      None                        None                        None
                                      -----------------------     -----------------------     ----------------------
7.  Length of Lease Term              3 - 5 years (shop)          3 - 5 years (shop)          3 -5 years (shop)
                                      -----------------------     -----------------------     ----------------------
8.  Commissions                       5.00% to 7.00%              5.00% to 7.00%              5.00% to 7.00%
                                      -----------------------     -----------------------     ----------------------
9.  Percentage Rent
      (per lease terms)               Food Lion, Revco            Piggly Wiggly               Piggly Wiggly
                                      -----------------------     -----------------------     ----------------------
10. Historical Annual
      Absorption/sq.ft.               N/A                         N/A                         N/A
                                      -----------------------     -----------------------     ----------------------
11. Annual Operating Expense
      psf (Including taxes)           N/A                         N/A                         N/A
                                      -----------------------     -----------------------     ----------------------

C.  RANK RELATIVE TO
      SUBJECT
      (inferior, similar, superior)   N/A                         similar                     superior
                                      -----------------------     -----------------------     ----------------------

                                           COMPARABLE 3               COMPARABLE 4
                                           ------------               ------------
1.  Asking Rental Rate
    a.  Anchor Space                  N/A                        N/A
                                      ----------------------     ----------------------
    b.  Shop Space                    $6.50 - $8.00              $10.00 - $11.00
                                      ----------------------     ----------------------
2.  Lease Type (Gross/Net)            Triple Net                 Triple Net
                                      ----------------------     ----------------------
3.  Rent Concessions                  None                       None
                                      ----------------------     ----------------------
4.  Effective Rent                    $6.50 - $8.00              $7.00 - $11.00
                                      ----------------------     ----------------------
5.  TI Allowance                      None                       None
                                      ----------------------     ----------------------
6.  Expense Stop                      None                       None
                                      ----------------------     ----------------------
7.  Length of Lease Term              3 - 5 years (shop)         3-5 years (shop)
                                      ----------------------     ----------------------
8.  Commissions                       5.00% to 7.00%             5.00% - 7.00%
                                      ----------------------     ----------------------
9.  Percentage Rent
     (per lease terms)                Winn-Dixie, Revco          Winn-Dixie
                                      ----------------------     ----------------------
10. Historical Annual
      Absorption/sq.ft.               N/A                        N/A
                                      ----------------------     ----------------------
11. Annual Operating Expense
      psf (Including taxes)           N/A                        N/A
                                      ----------------------     ----------------------

C.  RANK RELATIVE TO
      SUBJECT
      (inferior, similar, superior)   similar                    similar
                                      ----------------------     ----------------------

D. EXPLAIN RANKING/COMMENTS:

Subject property is more similar to Comparable No. 1 and 3 because of age and tenant structure. The reason for ranking Comparable No. 2 superior to subject is because this center is new, being built in 1995 and the rental rates are higher than the rental rates at subject property. Comparable No. 4 is similar.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================

                               [GRAPHIC OMITTED]

Name:               Caroline Square Shopping Center
Location:           NEC Platt Springs Road and Emanuel Church Road
                    West Columbia, South Carolina
Year Built:         1985
Total Size:         40,155 SF
Vacant Space:            0 SF
Vacancy Rate:              0%
Rental Range:       $7.50 to $9.00
Tenant Expenses:    Pass throughs for real estate taxes, hazard insurance and
                    CAM for some tenants, reimbursement of increases in expenses over base year for others.

Remarks:

Piggly Wiggly is the anchor tenant. The lease with Rite-Aid expired and Dollar General moved in within a couple of months. Other tenants include Trio's Salon, Starlite Video, Golden Wok, Subsand Pizza, Coin Laundry, Alternate Tanning, and Becknell Dry Cleaners.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]

Name:               Mills Corner Shopping Center
Location:           NEC Augusta Road and Oak Drive
                    West Columbia, South Carolina
Year Built:         1995
Total Size:         42,845 SF
Vacant Space:        1,200 SF
Vacancy Rate:            2.8%
Rental Range:       $10.00 to $12.00
Average Rent:       $10.35
Tenant Expenses:    Pass throughs for real estate taxes, hazard insurance and
                    CAM.

Remarks:

This is a strip center that was completed in 1995. McDonalds and Moovies occupy outlots. One small space is vacant, and this center is still in lease-up. A NationsBank kiosk is located on site. Anchor tenant is Piggly Wiggly, and locals include Subway, Cost Cutters, Burnette's Cleaners, and ABC store, The Grove Bistro, and Imperial China Restaurant.

Comparable Rental No. 3
================================================================================

                               [GRAPHIC OMITTED]

Name:               Woodberry Plaza
Location:           NEC Augusta Road and Woodberry Drive
                    West Columbia, South Carolina
Year Built:         1974
Total Size:         85,145 SF
Vacant Space:            0 SF
Vacancy Rate:              0%
Rental Range:       $6.50 to $9.25
Average Rent:       $7.75
Tenant Expenses:    Pass throughs for real estate taxes, hazard insurance and
                    CAM.

Remarks:

This is a strip center with Winn Dixie and Revco as anchor tenants. A new Winn Dixie was recently completed, and the old Winn Dixie space is currently leased to Big Lots.

Comparable Rental No. 4
================================================================================

                               [GRAPHIC OMITTED]

Name:               Red Bank Crossing Shopping Center
Location:           NWC South Lake Drive and Two Notch Road
                    Lexington, SC
Year Built:         1990
Total Size:         65,936 SF
Vacant Space:        1,200 SF
Vacancy Rate:           1.82%
Local Rent Range:   $7.00 - $11.00 SF
Average Rent:       $9.88/SF
Tenant Expenses:    CAM, taxes & insurance.

Remarks:

Center is anchored by Winn-Dixie (46,358SF) and Revco (8,450SF). Other tenants include Subway, All Star Rental, Dry Cleaners, ABC Store, Chinese Restaurant, and Hair Salon.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                             SUBJECT                  COMPARABLE 1                COMPARABLE 2
                                             -------                  ------------                ------------
1.   Identification
     a.  Name                         Three Fountains             St. Andrews Crossing        Eastgate Shop. Center
                                      -----------------------     -----------------------     -----------------------
     b.  Street Address               3979 Platt Springs Rd.      817 St. Andrews Road        NWC Whiskey Rd. &
                                                                                              Eastgate Dr.
                                      -----------------------     -----------------------     -----------------------
     c.  City                         West Columbia, SC           Columbia, SC                Aiken, SC
                                      -----------------------     -----------------------     -----------------------
     d.  Distance from Subject        N/A                         8 miles                     56 miles
                                      -----------------------     -----------------------     -----------------------
2.  Attributes
     a.  Year Built                   1986                        1994                        1995
                                      -----------------------     -----------------------     -----------------------
     b.  Net sq. feet                 41,450                      66,910 SF                   75,716 SF
                                      -----------------------     -----------------------     -----------------------
     c.  # Buildings                  1                           1                           1
                                      -----------------------     -----------------------     -----------------------
     d.  # of Stories                 1                           1                           1
                                      -----------------------     -----------------------     -----------------------
     e.  Vacancy %                    4.83%                       0%                          5.00%
                                      -----------------------     -----------------------     -----------------------
3.  Sales Information
     a.  Sales Price                  N/A                         $6,550,000                  $6,675,000
                                      -----------------------     -----------------------     -----------------------
     b.  Sales Price PSF              N/A                         $97.89                      $88.16
                                      -----------------------     -----------------------     -----------------------
     c.  Cap. Rate                    N/A                         9.69%                       9.86%
                                      -----------------------     -----------------------     -----------------------
     d.  Date                         N/A                         05-25-94                    09-28-95
                                      -----------------------     -----------------------     -----------------------
     e.  NOI at time of Sale          N/A                         $634,797                    $657,896
                                      -----------------------     -----------------------     -----------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)    N/A                         superior                    similar
                                      -----------------------     -----------------------     -----------------------

                                          COMPARABLE 3            COMPARABLE 4
                                          ------------            ------------
1.   Identification
     a.  Name                         One Norman Center       Paw Creek Commons
                                      --------------------    ------------------------
     b.  Street Address               19706 One Norman        E/S Little Rock Rd. at
                                      Blvd.                   Freedom Dr.
                                      --------------------    ------------------------
     c.  City                         Cornelius, NC           Charlotte, NC
                                      --------------------    ------------------------
     d.  Distance from Subject        100 miles               92 miles
                                      --------------------    ------------------------
2.  Attributes
     a.  Year Built                   1993                    1996
                                      --------------------    ------------------------
     b.  Net sq. feet                 54,185 SF               66,050
                                      --------------------    ------------------------
     c.  # Buildings                  1                       1
                                      --------------------    ------------------------
     d.  # of Stories                 1                       1
                                      --------------------    ------------------------
     e.  Vacancy %                    0%                      2.73%
                                      --------------------    ------------------------
3.  Sales Information
     a.  Sales Price                  $4,650,000              $5,384,000
                                      --------------------    ------------------------
     b.  Sales Price PSF              $85.82                  $77.52
                                      --------------------    ------------------------
     c.  Cap. Rate                    9.68%                   9.61%
                                      --------------------    ------------------------
     d.  Date                         10-12-95                03-25-97
                                      --------------------    ------------------------
     e.  NOI at time of Sale          $450,188                $517,412
                                      --------------------    ------------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)    similar                 superior
                                      --------------------    ------------------------

Explain Ranking/Comments:

Comparables 1 and 3 are ranked superior to subject. The reason for this is because of the location of these comparables being superior to subject. Comparable No. 3 is located in a commercial area that is larger than subject, but it is similar.

Comparable Sale No. 1
================================================================================

                               [GRAPHIC OMITTED]

TMS:                        6012-1-1
Name:                       St. Andrews Crossing
Location:                   817 St. Andrews Road, Columbia, SC
Grantor:                    Hayley-Redd, L.P.
Grantee:                    F.A.C. Properties
Deed Reference:             Book 1199, Page 331
Date:                       May 25, 1994
Sales Price:                $6,550,000
Adjusted Sales Price:       $6,550,000
Size building               66,910
Sales Price per S.F.:       $97.89
Size Land (Acres):          8.08
Size Land (S.F.):           351,965
Year Built:                 1994
Land/Building Ratio:        5.26 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $686,905
EGIM:                       9.54
Net Operating Income:       $634,797
Overall Rate:               9.69%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2
================================================================================

                               [GRAPHIC OMITTED]

TMS:
Name:                       Eastgate Shopping Center
Location:                   Northwest Corner of Whiskey Road & Eastgate Drive
                            Aiken, SC
Grantor:                    Southwest U.S. Retail, LP
Grantee:                    PDG Aiken Partners, LP
Deed Reference:             N/A
Date:                       September 28, 1995
Sales Price:                $6,675,000
Adjusted Sales Price:       $6,675,000
Size building:              75,716
Sales Price per S.F.:       $88.16
Size Land (Acres):          8.79
Size Land (S.F.):           382,892
Year Built:                 1995
Land/Building Ratio:        5.06 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $782,704
Effective Gross Income:     $782,704
EGIM:                       8.53
Net Operating Income:       $657,896
Overall Rate:               9.86%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3
================================================================================

                               [GRAPHIC OMITTED]

Name:                       One Norman Center
Location:                   19706 One Norman Boulevard
                            Cornelius, Mecklenburg County, NC
Grantor:                    One Norman Center, LP
Grantee:                    Lucky Realty
Deed Reference:             Book 8325, Page 721
Date:                       October 12, 1995
Sales Price:                $4,650,000
Adjusted Sales Price:       $4,650,000
Size building:              54,185
Sales Price per S.F.:       $85.82
Size Land (Acres):          5.69
Size Land (S.F.):           247,856
Year Built:                 1993
Land/Building Ratio:        4.57 to 1
Utilities:                  All Public
Zoning:                     CUB-2
Financing:                  Cash to Seller
Gross Potential Income:     $474,591 - $8.76/SF
Effective Gross Income:     $474,591 - $8.76/SF
Gross Income Multiple:      9.80
EGIM:                       9.80
Net Operating Income:       $450,188 - $8.31/SF
Overall Rate:               9.68%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]

TMS:                        59-231-22,23 pt.
Name:                       Paw Creek Commons
Location:                   East side of Little Rock Road at Freedom Drive
Grantor:                    Paw Creek, LLC
Grantee:                    Paw Creek Crossing Limited Partnership
Deed Reference:             Book 8988, Page 519
Date:                       March 25, 1997
Sales Price:                $5,120,000
Adjusted Sales Price:       $5,384,000
Size building:              66,050
Sales Price per S.F.:       $77.52
Size Land (Acres):          9.82
Size Land (S.F.):           427,759
Year Built:                 1996
Land/Building Ratio:        6.48 to 1
Utilities:                  Municipal
Zoning:                     CC, Commercial Center
Financing:                  Cash to Seller
Gross Potential Income:     $568,840
Effective Gross Income:     $552,054
Gross Income Multiple:      9.00
EGIM:                       9.27
Net Operating Income:       $517,412
Overall Rate:               9.61%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

o  Comparables Rental Map
o  Comparables Sales Map
o  Building Layout
o  Rent Roll
o  Photographs of Subject

                               Comparable Rentals
                               ------------------

                               [GRAPHIC OMITTED]

                               Improved Sales Map
                               ------------------

                               [GRAPHIC OMITTED]

                                   Site Plan
                                   ---------

                               [GRAPHIC OMITTED]

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 56

Property:  THREE FOUNTAINS PLAZA
           3979 PLATT SPRINGS ROAD
           WEST COLUMBIA, SC 29169
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
     Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price
     Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                          per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM   SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
FOOD LION #343
FOOD LION #343                   625-30     29,900           12/08/85   10/02/16         0.00                       0.00
                                                                                         4.66      01/01/86   135,000.00
                                                                                         5.70      02/10/96   165,368.04
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
                                                                                         7.88      11/01/96   228,533.04
------------------------------------------------------------------------------------------------------------------------
REVCO #4338
REVCO DISCOUNT DRUG CENTERS, I   625-40      8,450           02/01/86   01/31/01         0.00                       0.00
                                                                                         6.50      02/01/86    54,925.08
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
Available
                                 625-50      2,000                                       0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
DOMINO'S/HO PIZZA
EDWARD SADIK HATIPOGLU           625-60      2,000           11/29/95   11/30/00         0.00                       0.00
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
                                                                                         7.00      11/01/95    14,000.04
------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..    39,450                                Current Annual Base Rent    297,458.16
                              Available.     2,000
                              Total.....    41,450


------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION              REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                  Tax   Base    Ins   Base    CAM   Base                         per         Pcnt of  Amount   Nat
Tenant Name                      Recov  Year   Recov  Year   Recov  Year      Begin     End     SF/YR  Typ             Over    Brk
------------------------------------------------------------------------------------------------------------------------------------
FOOD LION #343
FOOD LION #343                   PRS    1986    PRS   1995 Fixed      0    10/03/16   10/02/21   0.00        1.00             0  Y
                                                                           10/03/21   10/02/26   0.00        0.01       228,533  Y
                                                                           10/03/26   10/02/31   0.00        0.01    1653680400  Y
                                                                           10/03/31   10/02/36   0.00        0.01             0  Y
                                                                                                 0.00        0.01             0  Y
                                                                                                 0.00        0.01    2285330400  Y
------------------------------------------------------------------------------------------------------------------------------------
REVCO #4338
REVCO DISCOUNT DRUG CENTERS, I
                                 PRS    1987    PRS   1986 Fixed      0    02/01/01   01/31/06   0.00        2.00             0  Y
                                                                           02/01/06   01/31/11   0.00        2.00     2,746,300  Y
                                                                           02/01/11   01/31/16   0.00        2.00             0  Y
                                                                           02/01/16   01/31/21   0.00        2.00             0  Y
                                                                           02/01/21   01/31/26   0.00        2.00             0  Y
------------------------------------------------------------------------------------------------------------------------------------
Available
                                           0             0            0                          0.00        0.00             0
------------------------------------------------------------------------------------------------------------------------------------
DOMINO'S/HO PIZZA
EDWARD SADIK HATIPOGLU           Full      0   Full      0 Full       0    12/01/00   11/30/05   7.00        0.00             0
                                                                           12/01/05   11/30/10   7.00        0.00             0
                                                                                                 0.00        0.00             0
                                                                                                 0.00        0.00             0
------------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY

                               [GRAPHIC OMITTED]

Platt Springs Road - Looking North


                               [GRAPHIC OMITTED]

Platt Springs Road - Looking South

                               [GRAPHIC OMITTED]

Emanuel Church Road - Looking East


                               [GRAPHIC OMITTED]

Emanuel Church Road - Looking West

                               [GRAPHIC OMITTED]

Subject - Front View


                               [GRAPHIC OMITTED]

Subject - Front View

                               [GRAPHIC OMITTED]

Subject - Rear View


                               [GRAPHIC OMITTED]

Subject - Front View

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                                 BARNWELL PLAZA

                            1019 Dunbarton Boulevard
                   Barnwell, Barnwell County, South Carolina


                                  Prepared by

                             O. Marshall Dodds, MAI

                     Date of Market Study - April 24, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]

                                                                  April 24, 1997

Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re:  Market Study
     Barnwell Plaza
     1019 Dunbarton Boulevard
     Barnwell, Barnwell County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April2 4, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The subject property consists of a neighborhood shopping center that contains 70,725 square feet of leasable area. The center was constructed in 1985. The major tenants are Wal-Mart Stores, Food Lion, and Revco. The subject property is currently 100.0%. However, there is a new Superstore that is under construction and nearing completion that will be occupied by Wal-Mart. At that time, Wal-Mart will vacate the premises. It is thought that the owners of subject property will be able to secure tenants for the Wal-Mart Store. In any event, Wal-Mart will continue paying rent until May 10th, 2005.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary.

                             Respectfully submitted,

                             O. MARSHALL DODDS COMPANY, INC.


                             /s/ O. Marshall Dodds
                             ------------------------------
                             O. Marshall Dodds, MAI
                             State Certified General
                             Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Barnwell and Barnwell County are located in the southwestern section of the state of South Carolina. The population in the city of Barnwell in 1990 was 5,108 which decreased by 8.3% from 5,572 in 1980. The county population was 19,868 in 1980 and decreased to 19,743 in 1990. The projected population for the county in the year 2000 is 24,100. The population within a 15-mile radius of Barnwell is 31,729 while a population within a 30-mile radius is 116,780.

The major employers in the area are Westinghouse Savannah River Plant, Milliken and Co., Burlington Industrial Carpet Division, Shuron, Inc., Chem-Nuclear Systems, Inc. and Carolina Metals, Inc. The predominant development in the Barnwell county area is the Department of Energy's Savannah River site. However, this facility has been up and down in the past and while helping with employment, in bad times the unemployment rates have been somewhat high. Chem-Nuclear Systems, Inc. is also important with the Nuclear Waste Storage Facility in Barnwell county.

The unemployment rate for Barnwell County as of March, 1997 was 9 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject neighborhood is located in the western section of the city of Barnwell. The downtown area of Barnwell is located approximately 1/2 mile to the east at the intersection of Dunbarton Boulevard and Main Street. The major developments in subject neighborhood would be the Barnwell Plaza with tenants being Wal-Mart, Food Lion, Revco, Cato's and Pic'N Pay. The Tri-County Shopping Center is located on Dunbarton Boulevard. across from the Barnwell Plaza. The major tenants are Reid's Red and White Supermarket, Rite-Aid Drug Store, Top Value Stamp Redemption Store, Dollar Store with outlots being occupied by McDonald's and Nations Bank. Retail and service type facilities are located along Dunbarton Boulevard and these would include Advance Auto Parts, Master Lube, Huddle House, China Express, Video House, Boney Motor Co., Hardee's, KCF, Goodyear, Exxon, Goodyear, BP Convenient Markets/Self-Service Gasoline Store, First Citizen's Bank & Trust Co. The Carolina Lodge is located across the street from Barnwell Plaza. The Adams-Millis Plant, which is a division of Sara Lee Corporation is located on Dunbarton Boulevard in subject neighborhood. The plant employs approximately 525 people and is a manufacture of white socks. The Atlantic Coastline Railroad runs through the southern portion of the neighborhood in a east-west direction. The Carter Shopping Center is located on Burr Street on the Town Circle. The major tenant in this center is Heilig-Meyers Furniture Co. There is a Piggly Wiggly Store and Farmer's Furniture Store located in the eastern section of Barnwell along Marlboro Avenue.

The new Wal-Mart Superstore with eight shops is nearing completion and is located on Dunbarton Boulevard just west of subject. The Wal-Mart Store in subject property will be vacated upon completion of the Wal-Mart Superstore.

Physical features are as follows:

1.  Size                  11.273 acres or 491,052 SF
2.  Identity              1019 Dunbarton Boulevard
                          TMS# 072-06-04-011, 020
3.  Shape                 Irregular
4.  Topography            Generally level and on street grade
5.  Accessability         Good
6.  Utilities             Municipal

Physical Description

Building features are as follows:

1.  Size (net)            70,725 SF
2.  Layout & Design       One story - discount store - food store - drug
                          store- two shops
3.  Parking Spaces        361
                          5.11 per 1,000 square feet of net area
4.  Construction          Brick and glass front with concrete block on side
                          and rear and metal seam roof.

Market Position and Marketability Conclusions

 The shopping district in Barnwell is more or less along Dunbarton Boulevard and in subject neighborhood. Barnwell Plaza, which is subject property, was the predominant shopping center in the neighborhood for the past twelve years. The Wal-Mart SuperStore and shops are nearing completion at this time. This will be the new prominent shopping facility in the area. A Tri-County Shopping Center is located across the street from Barnwell Plaza. Carter Shopping Center is located approximately two blocks east in the downtown area. There is another shopping center that is located on the eastern side of the city with Piggly Wiggly and Farmer's Furniture Stores. The occupancy rates are considered to be high at this time. Subject property has experienced a high occupancy rate over the past few years. However, when Wal-Mart moves out of the existing store and into the new SuperStore, a large portion of subject will be vacant. There is a demand for former Wal-Mart Stores with other tenants and generally it is divided into smaller spaces. The location of subject property will attract potential users. Also there is a period of years that Wal-Mart will be paying rent on subject property. The rental rate for the Wal-Mart store will be somewhat less than the rental rate for the new SuperStore.

The rental rates for the shops in subject property are at $6.50 - $7.00 per square foot. Comparable No. 1 has rental rates ranging from $2.50 to $6.00 per square foot. Comparable No. 2 has rental rates from $3.25 to $5.00 per square foot. Comparable No. 3 has rental rates ranging from $10.00 to $11.00 per square foot, but this is the new center with the Wal-Mart SuperStore.

Subject property rental rates are above the rental rates of the existing shopping centers and are lower than the rental rates at the new Wal-Mart SuperStore Center. It is thought that these rental rates can be maintained in the future. If the existing Wal-Mart Store is placed on the market, the rental rate of at least $3.40 per square foot should be achieved.

Trends:

The subject property is located in the shopping area of Barnwell and Barnwell County. There are shopping centers and retail stores that are located along Dunbarton Boulevard. The stability of the neighborhood has been maintained in years past and it is thought that it will be maintained in years to come. There will be some growth, but there are no spurts of growth seen in the future. The unemployment rate has been in the range that it is at this time over years past and this probably will not change.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                                           SUBJECT                  COMPARABLE 1
                                                           -------                  ------------
1.  Identification
     a.  Name                                       Barnwell Plaza             Tri-County Shopping Center
                                                    -----------------------    ----------------------------
     b.  Street                                     1019 Dunbarton Blvd.       1016 Dunbarton Blvd.
                                                    -----------------------    ----------------------------
     c.  City                                       Barnwell, SC               Barnwell, SC
                                                    -----------------------    ----------------------------
     d.  Distance from subject                      N/A                        Across street
                                                    -----------------------    ----------------------------
     e.  Contact                                    Edens & Avant, Inc.        The Williams Co.
                                                    -----------------------    ----------------------------
     f.  Phone                                      803-779-4420               803-873-7610
                                                    -----------------------    ----------------------------
2.  Attributes
     a.  Year built                                 1985                       1972
                                                    -----------------------    ----------------------------
     b.  Net sq. Ft.                                70,725                     36,800
                                                    -----------------------    ----------------------------
     c.  # building                                 1                          1
                                                    -----------------------    ----------------------------
     d.  #stories                                   1                          1
                                                    -----------------------    ----------------------------
     e.  Avg. Floor plate size (SF),
           if office                                N/A                        N/A
                                                    -----------------------    ----------------------------
     f.  # elevators                                N/A                        N/A
                                                    -----------------------    ----------------------------
     g.  Parking                                    Adequate                   Adequate
                                                    -----------------------    ----------------------------
     h.  Construction Type                          Brick/Concrete Block       Brick/Concrete Block
                                                    -----------------------    ----------------------------
     I.  Vacancy %                                  0%                         6.52%
                                                    -----------------------    ----------------------------
     j.  Anchors, if Retail                         Wal-Mart, Food Lion,       Reid's Red & White, Dollar
                                                    Revco                      General, Rite-Aid
                                                    -----------------------    ----------------------------

                                                         COMPARABLE 2                    COMPARABLE 3
                                                         ------------                    ------------
1.  Identification
     a.  Name                                       Carter Shopping Center          Wal-Mart Superstore
                                                    ---------------------------     ---------------------------
     b.  Street                                     Burr Street                     SWC Dunbarton Blvd.
                                                    ---------------------------     ---------------------------
     c.  City                                       Barnwell, SC                    Barnwell, SC
                                                    ---------------------------     ---------------------------
     d.  Distance from subject                      2 blocks                        2 blocks
                                                    ---------------------------     ---------------------------
     e.  Contact                                    Carter Realty Co.               Wyatt Development Co.
                                                    ---------------------------     ---------------------------
     f.  Phone                                      803-259-3253                    803-649-3975
                                                    ---------------------------     ---------------------------
2.  Attributes
     a.  Year built                                 1968                            1997
                                                    ---------------------------     ---------------------------
     b.  Net sq. Ft.                                35,000                          127,500
                                                    ---------------------------     ---------------------------
     c.  # building                                 1                               1
                                                    ---------------------------     ---------------------------
     d.  # stories                                  1                               1
                                                    ---------------------------     ---------------------------
     e.  Avg. Floor plate size (SF),
           if office                                N/A                             N/A
                                                    ---------------------------     ---------------------------
     f.  # elevators                                N/A                             N/A
                                                    ---------------------------     ---------------------------
     g.  Parking                                    Adequate                        Adequate
                                                    ---------------------------     ---------------------------
     h.  Construction Type                          Brick/Concrete Block            Brick/Concrete Block
                                                    ---------------------------     ---------------------------
     I.  Vacancy %                                  12.4%                           4.08%
                                                    ---------------------------     ---------------------------
     j.  Anchors, if Retail                         Heilig-Meyers, Mack's
                                                    Variety                         Wal-Mart, Cato's
                                                    ---------------------------     ---------------------------

Comments:

Comparable No. 1 is located across the street from subject property and is an older center. Comparable No. 2 is located near subject, but is approximately one block off of the town square. This center was built in 1968 and has Heilig-Meyers as the major tenant. The Wal-Mart Superstore is nearing completion and is located appoximately two blocks west of subject. Wal-mart will vacate the store in subject property. The developer should be able to lease the Wal-Mart space within a reasonable time. The rental rates for subject are higher than Comparable No. 1 and 2, but are lower than Comparable No. 3.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                                         SUBJECT                  COMPARABLE 1
                                                         -------                  ------------
1.  Asking Rental Rate
     a.  Anchor Space                             $3.40 - $7.25               N/A
                                                  -----------------------     ----------------------
     b.  Shop Space                               $6.50 - $7.00               $2.50 - $6.00
                                                  -----------------------     ----------------------
2.  Lease Type (Gross/Net)                        Triple Net                  Triple Net
                                                  -----------------------     ----------------------
3.  Rent Concessions                              None                        None
                                                  -----------------------     ----------------------
4.  Effective Rent                                $6.50 - $7.00               $2.50 - $6.00
                                                  -----------------------     ----------------------
5.  TI Allowance                                  None                        None
                                                  -----------------------     ----------------------
6.  Expense Stop                                  None                        None
                                                  -----------------------     ----------------------
7.  Length of Lease Term                          3 - 5 years (shop)          3 -5 years (shop)
                                                  -----------------------     ----------------------
8.  Commissions                                   5.00% to 7.00%              5.00% to 7.00%
                                                  -----------------------     ----------------------
9.  Percentage Rent
      (per lease terms)
                                                  All Tenants                 Reid's, Rite-Aid
                                                  -----------------------     ----------------------
10. Historical Annual
      Absorption/sq.ft.                           N/A                         N/A
                                                  -----------------------     ----------------------
11. Annual Operating Expense
      psf (Including taxes)                       N/A                         N/A
                                                  -----------------------     ----------------------

C.  RANK RELATIVE TO
      SUBJECT
      (inferior, similar, superior)               N/A                         similar
                                                  -----------------------     ----------------------

                                                       COMPARABLE 2               COMPARABLE 3
                                                       ------------               ------------
1.  Asking Rental Rate
     a.  Anchor Space                             N/A                        $4.81 - $9.00
                                                  ----------------------     ----------------------
     b.  Shop Space                               $3.25 - $5.00              $10.00 - $11.00
                                                  ----------------------     ----------------------
2.  Lease Type (Gross/Net)                        Triple Net                 Triple Net
                                                  ----------------------     ----------------------
3.  Rent Concessions                              None                       None
                                                  ----------------------     ----------------------
4.  Effective Rent                                $3.25 - $5.00              $10.00 - $11.00
                                                  ----------------------     ----------------------
5.  TI Allowance                                  None                       None
                                                  ----------------------     ----------------------
6.  Expense Stop                                  None                       None
                                                  ----------------------     ----------------------
7.  Length of Lease Term                          3 - 5 years (shop)         3-5 years (shop)
                                                  ----------------------     ----------------------
8.  Commissions                                   5.00% to 7.00%             5.00% - 7.00%
                                                  ----------------------     ----------------------
9.  Percentage Rent
     (per lease terms)
                                                  None                       None
                                                  ----------------------     ----------------------
10. Historical Annual
      Absorption/sq.ft.                           N/A                        N/A
                                                  ----------------------     ----------------------
11. Annual Operating Expense
      psf (Including taxes)                       N/A                        N/A
                                                  ----------------------     ----------------------

C.  RANK RELATIVE TO
      SUBJECT
      (inferior, similar, superior)               similar                    superior
                                                  ----------------------     ----------------------

D. EXPLAIN RANKING/COMMENTS:

Comparables No. 1 and 2 have been rated as similar to subject. The reason for this is because of these properties being in a general range. Subject property is newer than these two comparables and has high rental rates. The Wal-Mart Store will be vacating subject premises upon completion of the Wal-Mart SuperStore. Comparable No. 3 is a Wal-Mart SuperStore and shops and this center has been rated as superior to subject. While this center is in subject neighborhood and on Dunbarton Boulevard, it is thought that it should be rated superior as it is new and the income stream is stronger than that of subject.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================

                               [GRAPHIC OMITTED]

Name:                        Tri-County Shopping Center
Location:                    1016 Dunbarton Boulevard
                             Barnwell, SC
Year Built:                  1972
Total Size:                  36,800 SF
Vacant Space:                  2,400SF
Vacancy Rate:                    6.52%
Rental Range:                $2.50 - $6.00  per square foot
Tenant Expenses:             Triple Net

Remarks:

This is an older center. Major tenants are Reid's Red & White Food Store, Rite-Aid Pharmacy, Radio Shack, One-Price Clothing, Computer Solutions of Barnwell.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]

Name:                      Carter Shopping Center
Location:                  Burr Street
                           Barnwell, SC
Year Built:                1968
Total Size:                35,000 SF
Vacant Space:               4,340 SF
Vacancy Rate:                  12.4%
Rental Range:              $3.25 - $5.00 per square foot
Tenant Expenses:           Triple Net

Remarks:

This is an older center. Major tenants are Heilig-Meyers Furniture Company. It is located just one block from the Town Square.

Comparable Rental No. 3
================================================================================

                               [GRAPHIC OMITTED]

Name:                      Wal-Mart Superstore Center
Location:                  SWC Dunbarton Boulevard & Litchfield Street
                           Barnwell, SC
Year Built:                1997
Total Size:                127,500 SF
Vacant Space:                5,200 SF
Vacancy Rate:                   4.08%
Rental Range:              $10.00 - $11.00 per square foot
Tenant Expenses:           Triple Net

Remarks:

This is a new center with a Wal-Mart Superstore. The pre-leasing of shops has been good. Tenants include Cato's, Dollar Tree, Friedman's Jewelers.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                             SUBJECT              COMPARABLE 1                  COMPARABLE 2
                                                                  ------------                  ------------
1.   Identification
     a.  Name                         Barnwell Plaza              Triangle Village              Hampton Plaza
                                      -----------------------     -------------------------     -----------------------
     b.  Street Address                                                                         2864 Wilma Rudolph
                                      1019 Dunbarton Blvd.        912-934 N. Lake Dr.           Blvd.
                                      -----------------------     -------------------------     -----------------------
     c.  City                         Barnwell, SC                Lexington, SC                 Clarksville, TN
                                      -----------------------     -------------------------     -----------------------
     d.  Distance from Subject        N/A                         60 miles                      510 miles
                                      -----------------------     -------------------------     -----------------------
2.  Attributes
     a.  Year Built                   1985                        1986                          1988
                                      -----------------------     -------------------------     -----------------------
     b.  Net sq. feet                 70,725 SF                   115,754 SF                    189,302 SF
                                      -----------------------     -------------------------     -----------------------
     c.  # Buildings                  1                           1                             1
                                      -----------------------     -------------------------     -----------------------
     d.  # of Stories                 1                           1                             1
                                      -----------------------     -------------------------     -----------------------
     e.  Vacancy %                    9.00%                       3.24%                         0%
                                      -----------------------     -------------------------     -----------------------
3.  Sales Information
     a.  Sales Price                  N/A                         $4,489,380                    $6,150,000
                                      -----------------------     -------------------------     -----------------------
     b.  Sales Price PSF              N/A                         $38.78                        $32.49
                                      -----------------------     -------------------------     -----------------------
     c.  Date                         N/A                         01-31-95                      12-26-95
                                      -----------------------     -------------------------     -----------------------
     d.  NOI at time of Sale          N/A                         $480,919                      $723,627
                                      -----------------------     -------------------------     -----------------------
     e.  Cap. Rate                    N/A                         10.71%                        12.25%
                                      -----------------------     -------------------------     -----------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)    N/A                         superior                      similar
                                      -----------------------     -------------------------     -----------------------

                                      COMPARABLE 3              COMPARABLE 4
                                      ------------              ------------
1.   Identification
     a.  Name                         Cunningham Plaza          Cumberland Plaza
                                      ----------------------    ---------------------
     b.  Street Address               1610 Fort Campbell        209 New Smithville
                                      Blvd.                     Hwy.
                                      ----------------------    ---------------------
     c.  City                         Clarksville, TN           McMinnville, TN
                                      ----------------------    ---------------------
     d.  Distance from Subject        510 miles                 400 miles
                                      ----------------------    ---------------------
2.  Attributes
     a.  Year Built                   1987                      1987
                                      ----------------------    ---------------------
     b.  Net sq. feet                 140,744 SF                143,951 SF
                                      ----------------------    ---------------------
     c.  # Buildings                  1                         1
                                      ----------------------    ---------------------
     d.  # of Stories                 1                         1
                                      ----------------------    ---------------------
     e. Vacancy %                     11.23%                    8.92%
                                      ----------------------    ---------------------
3.  Sales Information
     a.  Sales Price                  $5,025,000                $5,225,050
                                      ----------------------    ---------------------
     b.  Sales Price PSF              $35.70                    $36.30
                                      ----------------------    ---------------------
     c.  Date                         12-26-95                  12-26-95
                                      ----------------------    ---------------------
     d.  NOI at time of Sale          $667,043                  $693,726
                                      ----------------------    ---------------------
     e.  Cap. Rate                    13.27%                    13.28%
                                      ----------------------    ---------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)    similar                   similar
                                      ----------------------    ---------------------

Explain Ranking/Comments:

These shopping centers are similar to subject. The centers were built about the same time as subject property, but the size of the centers variesas to the size of subject. These comparables were anchored with Wal-Mart stores such as subject and the rental rates for the Wal-Mart stores were about the same as subject. The location of subject is considered similar to the locations of these comparables. However, comparable No. 1 is located in a growth area and is thought to be superior.

Comparable Sale No. 1
================================================================================

                               [GRAPHIC OMITTED]

TMS:
Name:                       Lexington Triangle Village
Location:                   U.S. 378 & North Lake Drive (SC#6)
                            Lexington, SC
Grantor:                    1994 N1 SC Associates
Grantee:                    Tri Centers, LP
Deed Reference:             Book 3260, Page 199
Date:                       January 31, 1995
Sales Price:                $4,489,380
Adjusted Sales Price:       $4,489,380
Size building               115,754
Sales Price per S.F.:       $38.78
Size Land (Acres):          12.51
Size Land (S.F.):           544,936
Year Built:                 1985
Land/Building Ratio:        4.71 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $607,469
Effective Gross Income:     $607,469
Gross Income Multiple:      7.39
EGIM:                       7.39
Net Operating Income:       $480,919
Overall Rate:               10.71%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This center is anchored by Wal-Mart (65,904 SF) and Food Lion (25,000 SF) and there are 7 local shops totaling 24,850 SF (21.5 percent). At the time of sale, the center was 98.7 percent occupied with only 2,000 SF vacant. Wal-Mart has a base rent of $3.55 and the lease expires 11/05. Currently, Wal-Mart is paying about $0.50 per SF overage rent and Wal-Mart is expected to leave the center in the near future as no expansion room is available. The estimated cap rate excludes potential overage rent form Wal-Mart and only excludes income from the 2,000 SF vacant bay. Projected expenses include $0.10 per SF reserves. The center is masonry with brick front and metal mansard canopy roof and in average condition. No outparcels were included with this sale.

Comparable Sale No. 2
================================================================================

                               [GRAPHIC OMITTED]

TMS:
Name:                       Hampton Plaza
Location:                   2864 Wilma Rudolph Boulevard
                            Clarksville, TN
Grantor:                    Aetna Life Insurance Company
Grantee:                    Hampton II, LP
Deed Reference:             Book 580, Page 1793
Date:                       December 26, 1995
Sales Price:                $6,150,000
Adjusted Sales Price:       $6,150,000
Size building:              189,302
Sales Price per S.F.:       $32.49
Size Land (Acres):          23.24
Size Land (S.F.):           1,012,334
Year Built:                 1988
Land/Building Ratio:        5.35 to 1
Utilities:                  All Available
Zoning:                     C-3, Shopping Center District
Financing:                  Cash to Seller
Gross Potential Income:     $966,102
Effective Gross Income:     $937,119
Gross Income Multiple:      6.37
EGIM:                       6.56
Net Operating Income:       $753,627
Overall Rate:               12.25%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a community shopping center with Wal-Mart as a major tenant prior to a new Wal-Mart Superstore being built on the same block. While Wal-Mart remains liable for the lease, the store is vacant. The remainder of the center is occupied.

Comparable Sale No. 3
================================================================================

                               [GRAPHIC OMITTED]

Name:                       Cunningham Plaza
Location:                   1610 Fort Campbell Boulevard
                            Clarksville, TN
Grantor:                    Aetna Life Insurance Company
Grantee:                    Cunningham II, LP
Deed Reference:             Book 580, Page 1748
Date:                       December 26, 1995
Sales Price:                $5,025,000
Adjusted Sales Price:       $5,025,000
Size building:              140,744
Sales Price per S.F.:       $35.70
Size Land (Acres):          23.13
Size Land (S.F.):           1,007,543
Year Built:                 1987
Land/Building Ratio:        7.16 to 1
Utilities:                  All Available
Zoning:                     C-5, Arterial Commercial District
Financing:                  Cash to Seller
Gross Potential Income:     $841,808
Effective Gross Income:     $816,554
Gross Income Multiple:      5.97
EGIM:                       6.15
Net Operating Income:       $667,043
Overall Rate:               13.27%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a community shopping center. Wal-Mart was the major tenant, but is now occupying a new superstore in the same block. Wal-Mart Furniture store is occupying the store. Other shops are occupied.

Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]

TMS:
Name:                    Cumberland Plaza
Location:                209 New Smithville Highway
                         McMinnville, TN
Grantor:                 Aetna Life Insurance
Grantee:                 Cumberland II, LP
Deed Reference:          Book 287, Page 204
Date:                    December 26, 1995
Sales Price:             $5,225,050
Adjusted Sales Price:    $5,225,050
Size building:           143,951
Sales Price per S.F.:    $36.30
Size Land (Acres):       19.64
Size Land (S.F.):        855,518
Year Built:              1988
Land/Building Ratio:     5.94 to 1
Utilities:               All Available
Zoning:                  C-3, Highway Commercial District
Financing:               Cash to Seller
Gross Potential Income:  $902,918
Effective Gross Income:  $875,830
Gross Income Multiple:   5.79
EGIM:                    5.97
Net Operating Income:    $693,726
Overall Rate:            13.28%
Verification:            Public Records
Type of Purchaser:       Private Investor

Comments:

This is a community shopping center. Wal-Mart was the major tenant and remains liable for the lease for the remaining term. A new Wal-Mart Superstore was built one block west of this property.

ADDENDA

o   Comparables Rental Map
o   Comparables Sales Map
o   Building Layout
o   Rent Roll
o   Photographs of Subject

                             COMPARABLE RENTALS MAP

                               [GRAPHIC OMITTED]

                              COMPARABLE SALES MAP

                               [GRAPHIC OMITTED]

                                Building Sketch
                                ---------------

                               [GRAPHIC OMITTED]

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 158

Property:  BARNWELL PLAZA
           1019 DUNBARTON BOULEVARD
           BARNWELL, SC
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
     Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price
     Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                          per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM   SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
FOOD LION INC. #293
FOOD LION INC.                   694-10     21,000           04/28/85   04/27/05         5.40      05/10/85   113,400.00
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
REVCO #4508
REVCO DISCOUNT DRUG CENTERS O    694-20      8,450           05/01/85   04/30/00         7.25      05/01/85    61,262.52
                                                                                         7.50      05/01/92    63,375.00
                                                                                         0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
CATO CORPORATION #601
THE CATO CORPORATION             694-30      3,600           02/01/85   01/31/00         5.50      02/01/85    19,800.00
                                                                                         6.50      02/01/90    23,400.00
                                                                                         7.00      02/01/95    25,200.00
------------------------------------------------------------------------------------------------------------------------
PIC 'N PAY STORES, INC. #144
PIC 'N PAY SHOES                 694-40      2,800           08/01/85   07/31/00         6.00      08/01/85    16,800.00
                                                                                         6.25      08/01/90    17,499.96
                                                                                         6.50      08/01/95    18,200.04
                                                                                         6.50      10/01/95    18,199.92
------------------------------------------------------------------------------------------------------------------------
WAL-MART #795
WAL-MART STORES INC.             694-50     34,875           05/11/85   05/10/05         3.40      05/11/85   118,575.00
                                                                                         0.00                       0.00
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION              REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                  Tax   Base    Ins   Base    CAM   Base                         per         Pcnt of  Amount   Nat
Tenant Name                      Recov  Year   Recov  Year   Recov  Year      Begin     End     SF/YR  Typ             Over    Brk
------------------------------------------------------------------------------------------------------------------------------------
FOOD LION INC. #293
FOOD LION INC.                   Full      0   Full      0    Full    0    04/28/05   04/27/10   5.40        1.00    11,340,000  Y
                                                                           04/28/10   04/27/15   5.40        1.00             0  Y
                                                                           04/28/15   04/27/20   5.40        1.00             0  Y
                                                                           04/28/20   04/27/25   5.40        1.00             0  Y
------------------------------------------------------------------------------------------------------------------------------------
REVCO #4508
REVCO DISCOUNT DRUG CENTERS O    Full      0   Full      0    Full    0    05/01/00   04/30/05   8.00        2.00     3,063,100  Y
                                                                           05/01/05   04/30/10   8.50        2.00     3,168,800  Y
                                                                           05/01/10   04/30/15   9.00        2.00             0  Y
------------------------------------------------------------------------------------------------------------------------------------
CATO CORPORATION #601
THE CATO CORPORATION             Full      0   Full      0    Full    0    02/01/95   01/31/00   7.00        5.00       495,000
                                                                                                 0.00        5.00       585,000
                                                                                                 0.00        5.00       630,000
------------------------------------------------------------------------------------------------------------------------------------
PIC 'N PAY STORES, INC. #144
PIC 'N PAY SHOES                 Full      0   Full      0    Full    0    08/01/90   07/31/95   6.25        4.00       420,000
                                                                           08/01/95   07/31/00   6.50        4.00       437,500
                                                                                                 0.00        4.00       455,000
                                                                                                 0.00        4.00             0
------------------------------------------------------------------------------------------------------------------------------------
WAL-MART #795
WAL-MART STORES INC.             Full      0   None      0    Full    0    05/11/05   05/10/10   3.40        0.75     8,723,837
                                                                           05/11/10   05/10/15   3.40        0.75             0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 159

Property:  BARNWELL PLAZA
           1019 DUNBARTON BOULEVARD
           BARNWELL, SC
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
     Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price
     Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                          per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM   SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
WAL-MART #795
WAL-MART STORES INC.             694-50     34,875           05/11/85   05/10/05         0.00                       0.00
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..    70,725                                Current Annual Base Rent    338,749.92
                              Available.         0
                              Total.....    70,725

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION              REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                  Tax   Base    Ins   Base    CAM   Base                         per         Pcnt of  Amount   Nat
Tenant Name                      Recov  Year   Recov  Year   Recov  Year      Begin     End     SF/YR  Typ             Over    Brk
------------------------------------------------------------------------------------------------------------------------------------
WAL-MART #795
WAL-MART STORES INC.             Full      0   None      0    Full    0    05/11/15   05/10/20   3.40        0.75             0
                                                                           05/11/20   05/10/25   3.40        0.75             0
                                                                           05/11/25   05/10/30   3.40        0.75             0
                                                                           05/11/30   05/10/35   3.40        0.75             0
------------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY

                               [GRAPHIC OMITTED]

Dunbarton Boulevard Looking East


                               [GRAPHIC OMITTED]

Dunbarton Boulevard Looking West

                               [GRAPHIC OMITTED]

Subject Front View Looking From Dunbarton Boulevard


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Subject Front View Looking From Dunbarton Boulevard

                               [GRAPHIC OMITTED]

Subject Front View Looking From Dunbarton Boulevard


                               [GRAPHIC OMITTED]

Subject Front View Looking From Inside Parking Lot

                               [GRAPHIC OMITTED]

Subject Front View Looking From Inside Parking Lot


                               [GRAPHIC OMITTED]

Subject Front View Looking From Inside Parking Lot

                               [GRAPHIC OMITTED]

Subject Rear and Side View


                               [GRAPHIC OMITTED]

Subject Rear View

                               [GRAPHIC OMITTED]

Subject Rear View


                               [GRAPHIC OMITTED]

Subject Rear View

                               [GRAPHIC OMITTED]

Subject Rear View

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                                 CAPITOL SQUARE

                                431 Sunset Blvd.
                West Columbia, Lexington County, South Carolina


                                  Prepared by

                             O. Marshall Dodds, MAI

                     Date of Market Study - April 28, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]

                                                                  April 28, 1997


Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re:  Market Study
     Capitol Square
     431 Sunset Blvd.
     West Columbia, Lexington County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that forms the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 28, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 79,921 square feet of leasable area. The center was constructed in 1974 and Bi-Lo Store expanded during 1993. The anchor tenants Bi-Lo and Revco and the subject property is currently 74.9% occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                             Respectfully submitted,

                             O. MARSHALL DODDS COMPANY, INC.


                             /s/ O. Marshall Dodds
                             ------------------------------
                             O. Marshall Dodds, MAI
                             State Certified General
                             Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as: insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial spheres.

The unemployment rate for Lexington County as of March, 1997 was 2.9 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The neighborhood is located in the downtown area of West Columbia. The city of Columbia is located across the Congaree River from subject property and West Columbia. Meeting Street and Sunset Boulevard as well as State Street are major traffic arteries that run through the neighborhood. Other commercial properties are generally located along Meeting Street and Sunset boulevard. These commercial type properties include retail and service facilities with several fast food restaurants. Columbia Farms has a large poultry processing plant that is located across the street from subject property . The Bridgepoint Condominium Project is located on Sunset Boulevard at the intersection with Meeting Street.

Physical features are as follows:

1.  Size             8.83 acres or 384,635 square feet
2.  Identity         431 Sunset Boulevard
                     TMS #4659-05-003,012
3.  Shape            irregular
4.  Topography       slopes gently upward away from Sunset Boulevard
5.  Accessability    good
6.  Utilities        municipal

Physical Description

Building features are as follows:

1.  Size (net)       79,921 square feet
2.  Layout & Design  one-story/food store/drug store, 14 shops
3.  Parking Spaces   411
                     5.4 per 1,000 square feet of net area
4.  Construction     brick and glass front with concrete block on side
                     and rear and metal seam roof

Market Position and Marketability Conclusions

Cayce-West Columbia is the fourth largest submarket and contains 23 of 158 centers surveyed. The retail space located in this area consists of 1,481,760 square feet or 11.2% of the completed retail space surveyed. A new center increases this area by 50,000 square feet, a change in size added another 4,538 square feet and one center was deleted for a total 13,500 square feet. The vacant space reported was 144,317 square feet or 9.7%, the seventh highest of the ten areas. Twelve months earlier the vacancy rate was 10.1% or .4 points higher. The average new lease rate for these structures is $7.88 per square foot. This figure is up by $.01 per square foot over past year and up by $ .23 per square foot from two years ago. There is a planned center on Sunset Boulevard that will contain approximately 25,000 square feet.

The subject property is located in the downtown area of West Columbia which is on the edge of the neighborhood. However, the area is built up with single family residential properties and commercial properties. The downtown area of Columbia is located across the river from subject property and subject neighborhood. Westland Square is located to the northwest of this property and the rental rates in Westland Square range from $7.00 to $9.50 per square foot. The rental rates in Mills Corner which is located at the other edge of subject neighborhood range from $10.00 to $12.00 per square foot. The Woodberry Plaza is an older center that has been expanded and renovated. Winn-Dixie and Revco are the major tenants and the rental rate for the shops is from $6.50 to $9.25 per square foot. Sunset Court Shopping Center is located to the northwest on Sunset Boulevard with Eckerds being the major tenant and the rents ranging from $6.00 to $8.00 per square foot.

The subject property has 14 shops and the rental rates range from $4.50 to $7.67 per square foot for the shops. There are two out lots that are being rented to Columbia Farms and Savannah's. At this time there are several shops that are vacant with the total space available containing 20,050 square feet. There is a store, that contains 11,500 square feet, vacant at this time. Another store has about 4,000 square feet that is available. The occupancy rate for this center has operated at a high level in the past.

The rental rate for the Bi Lo Store is at $3.65 per square foot while the rental rate at the Revco Store is at $4.50 per square foot. However, overages are being paid at the Revco Store.

Trends:

The subject property is located in the downtown area of West Columbia. This is an older neighborhood and there has been some growth that has occurred as several older buildings have been renovated and restaurants have moved into the neighborhood. The Bridgepoint Condominium Project is a high-rise condominium building that is located on Sunset Boulevard at Meeting Street. The downtown area of Columbia is located across the river from Sunset Boulevard.

The neighborhood is considered to be stable and it is thought that this stability will be maintained in the future.

                            PROPERTY INSPECTION FORM

                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                             SUBJECT                  COMPARABLE 1                COMPARABLE 2
                                             -------                  ------------                ------------
1.  Identification
     a.  Name                         Capitol Square              Sunset Court                Mills Corner
                                      -----------------------     -----------------------     ----------------------
     b.  Street                                                                               NEC Augusta Rd. &
                                      431 Sunset Blvd.            2247 Sunset Blvd.           Oak Dr.
                                      -----------------------     -----------------------     ----------------------
     c.  City                         West Columbia, SC           West Columbia, SC           West Columbia, SC
                                      -----------------------     -----------------------     ----------------------
     d.  Distance from subject        N/A                         3 miles                     6 miles
                                      -----------------------     -----------------------     ----------------------
     e.  Contact                      Edens Avant, Inc.           Edens Avant, Inc.           Rex Pollard
                                      -----------------------     -----------------------     ----------------------
     f.  Phone                        803-779-4420                803-779-4420                803-779-7777
                                      -----------------------     -----------------------     ----------------------
2.  Attributes
     a.  Year built                   1974 (Reh. 1990)            1977                        1995
                                      -----------------------     -----------------------     ----------------------
     b.  Net sq. Ft.                  79,921                      54,704                      50,000
                                      -----------------------     -----------------------     ----------------------
     c.  # building                   1                           1                           1
                                      -----------------------     -----------------------     ----------------------
     d.  # stories                    1                           1                           1
                                      -----------------------     -----------------------     ----------------------
     e.  Avg. Floor plate size
           (sq. Ft.), if office       N/A                         N/A                         N/A
                                      -----------------------     -----------------------     ----------------------
     f.  # elevators                  N/A                         N/A                         N/A
                                      -----------------------     -----------------------     ----------------------
     g.  Parking                      Adequate                    Adequate                    Adequate
                                      -----------------------     -----------------------     ----------------------
     h.  Construction Type            Brick/Concrete Block        Brick/Concrete Block        Brick/Concrete Block
                                      -----------------------     -----------------------     ----------------------
     I.  Vacancy %                    25.09%                      13.09%                      0%
                                      -----------------------     -----------------------     ----------------------
     j.  Anchors, if Retail
                                      Bi-Lo, Revco                Eckerds                     Piggly Wiggly
                                      -----------------------     -----------------------     ----------------------

                                      COMPARABLE 3              COMPARABLE 4
                                      ------------              ------------
1.  Identification
     a.  Name                         Woodberry Plaza           Westland Square
                                      ----------------------    ----------------------
     b.  Street
                                      3234 August Road          2250 Sunset Blvd.
                                      ----------------------    ----------------------
     c.  City                         West Columbia, SC         West Columbia, SC
                                      ----------------------    ----------------------
     d.  Distance from subject        4 miles                   3 miles
                                      ----------------------    ----------------------
     e.  Contact                      Edens Avant, Inc.         Edens Avant, Inc.
                                      ----------------------    ----------------------
     f.  Phone                        803-779-4422              803-779-4420
                                      ----------------------    ----------------------
2.  Attributes
     a.  Year built                   1976 - Renov. 1994        1987
                                      ----------------------    ----------------------
     b.  Net sq. Ft.                  82,920                    62,735
                                      ----------------------    ----------------------
     c.  # building                   1                         1
                                      ----------------------    ----------------------
     d.  # stories                    1                         1
                                      ----------------------    ----------------------
     e.  Avg. Floor plate size
           (sq. Ft.), if office       N/A                       N/A
                                      ----------------------    ----------------------
     f.  # elevators                  N/A                       N/A
                                      ----------------------    ----------------------
     g.  Parking                      Adequate                  Adequate
                                      ----------------------    ----------------------
     h.  Construction Type            Brick/Concrete Block      Brick/Concrete Block
                                      ----------------------    ----------------------
     I.  Vacancy %                    0%                        96.46%
                                      ----------------------    ----------------------
     j.  Anchors, if Retail           Winn-Dixie, Revco,
                                      Big Lots                  Food Lion/Revco
                                      ----------------------    ----------------------

Comments: Comparables No. 1 and 4 are located on Sunset Boulevard, but are about 3 miles northwest of subject property. Comparable No. 1 does not have a food store, but the food store is now occupied by Flowers and Things. Comparables No. 2 and 3 are located on Augusta Road and are at the other end of the neighborhood.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                             SUBJECT                   COMPARABLE 1                COMPARABLE 2
                                             -------                   ------------                ------------
1.  Asking Rental Rate
    a.  Anchor Space                  $3.65 - $4.50               N/A                         $8.25
                                      -----------------------     -----------------------     ----------------------
    b.  Shop Space                    $3.50 - $7.50               $6.00 - $8.00               $10.00 - $12.00
                                      -----------------------     -----------------------     ----------------------
2.  Lease Type (Gross/Net)            Triple Net                  Triple Net                  Triple Net
                                      -----------------------     -----------------------     ----------------------
3.  Rent Concessions                  None                        None                        None
                                      -----------------------     -----------------------     ----------------------
4.  Effective Rent                    $3.50 - $7.50               $6.00 - $8.00               $10.00 - $12.00
                                      -----------------------     -----------------------     ----------------------
5.  TI Allowance                      None                        None                        None
                                      -----------------------     -----------------------     ----------------------
6.  Expense Stop                      None                        None                        None
                                      -----------------------     -----------------------     ----------------------
7.  Length of Lease Term              3 - 5 years (shop)          3 - 5 years (shop)          3 - 5 years (shop)
                                      -----------------------     -----------------------     ----------------------
8.  Commissions                       5.00% to 7.00%              5.00% to 7.00%              5.00% - 7.00%
                                      -----------------------     -----------------------     ----------------------
9.  Percentage Rent                   Bi-Lo, Revco, Family
      (per lease terms)               Dollar Store                Eckerds                     Piggly Wiggly
                                      -----------------------     -----------------------     ----------------------
10. Historical Annual
      Absorption/sq.ft.               N/A                         N/A                         N/A
                                      -----------------------     -----------------------     ----------------------
11. Annual Operating Expense
      psf (Including taxes)           N/A                         N/A                         N/A
                                      -----------------------     -----------------------     ----------------------
C.  RANK RELATIVE TO
      SUBJECT
      (inferior, similar, superior)   N/A                         inferior                    superior
                                      -----------------------     -----------------------     ----------------------

                                      COMPARABLE 3              COMPARABLE 4
                                      ------------              ------------
1.  Asking Rental Rate
    a.  Anchor Space                  $5.81 - $6.50             $6.60 - $6.75
                                      ----------------------    ----------------------
    b.  Shop Space                    $6.50 - $8.00             $7.00 - $9.50
                                      ----------------------    ----------------------
2.  Lease Type (Gross/Net)            Triple Net                Triple Net
                                      ----------------------    ----------------------
3.  Rent Concessions                  None                      None
                                      ----------------------    ----------------------
4.  Effective Rent                    $6.50 - $9.25             $7.00 - $9.50
                                      ----------------------    ----------------------
5.  TI Allowance                      None                      None
                                      ----------------------    ----------------------
6.  Expense Stop                      None                      None
                                      ----------------------    ----------------------
7.  Length of Lease Term              3 - 5 years (shop)        3 - 5 years (shop)
                                      ----------------------    ----------------------
8.  Commissions                       5.00% to 7.00%            5.00% to 7.00%
                                      ----------------------    ----------------------
9.  Percentage Rent
      (per lease terms)               Winn-Dixie, Revco         Food Lion, Revco
                                      ----------------------    ----------------------
10. Historical Annual
      Absorption/sq.ft.               N/A                       N/A
                                      ----------------------    ----------------------
11. Annual Operating Expense
      psf (Including taxes)           N/A                       N/A
                                      ----------------------    ----------------------
C.  RANK RELATIVE TO
      SUBJECT
      (inferior, similar, superior)   similar                   similar
                                      ----------------------    ----------------------

D. EXPLAIN RANKING/COMMENTS:

Comparable No. 1 is considered to be inferior to subject as the Winn-Dixie Store has moved out of the center and this center does not have a food store. Comparable No. 2 is considered to be superior as this is a new center and the rental rates for the shops are higher than subject. Comparables No. 3 and 4 are considered to be similar to subject.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================

                               [GRAPHIC OMITTED]

Name:                Sunset Court
Location:            2247 Sunset Boulevard
                     West Columbia, SC
Year Built:          1977
Total Size:          54,704 SF
Vacant Space:         7,163 SF
Vacancy Rate:           13.09%
Rental Range         $6.00 to $8.00
Tenant Expenses:     Triple Net

Remarks:

Eckerds is the anchor tenant. Winn-Dixie moved out approximately 5 years ago. Other tenants are; Pizza Hut Carry Out, Sunset Video, Yan Ping Restaurant, Flexpy's Lounge and Uniforms.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]

Name:               Mills Corner Shopping Center
Location:           NEC Augusta Road and Oak Drive
                    West Columbia, South Carolina
Year Built:         1995
Total Size:         42,845 SF
Vacant Space:        1,200 SF
Vacancy Rate:            2.8%
Rental Range:       $10.00 to $12.00
Average Rent:       $10.35
Tenant Expenses:    Pass throughs for real estate taxes, hazard insurance and
                    CAM

Remarks:

This is a strip center that was completed in 1995. McDonalds and Moovies occupy outlots. One small space is vacant. A NationsBank kiosk is located on site. Anchor tenant is Piggly Wiggly, and locals include Subway, Cost Cutters, Burnette's Cleaners, and ABC store, The Grove Bistro, and Imperial China Restaurant.

Comparable Rental No. 3
================================================================================

                               [GRAPHIC OMITTED]

Name:               Woodberry Plaza
Location:           NEC Augusta Road and Woodberry Drive
                    West Columbia, South Carolina
Year Built:         1974
Total Size:         85,145 SF
Vacant Space:            0 SF
Vacancy Rate:              0%
Rental Range:       $6.50 to 9.25
Average Rent:       $7.75
Tenant Expenses:    Pass throughs for real estate taxes, hazard insurance and
                    CAM

Remarks:

This is a strip center with Winn-Dixie and Revco as anchor tenants. A new Winn-Dixie was recently completed, and the old Winn-Dixie space is currently leased to Big Lots.

Comparable Rental No. 4
================================================================================

                               [GRAPHIC OMITTED]

Name:                 Westland Square
Location:             2250 Sunset Boulevard
                      West Columbia, South Carolina
Year Built:           1987
Total Size:           62,735 SF
Vacant Space:          2,250 SF
Vacancy Rate:             3.59%
Local Rent Range:     $7.00 - $9.50
Tenant Expenses:      Triple Net

Remarks:

This center is anchored by Food Lion and Revco. The Food Lion store was expanded in 1996.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                             SUBJECT                 COMPARABLE 1                COMPARABLE 2
                                             -------                 ------------                ------------
1.   Identification
     a.  Name                                                                                Eastage Shopping
                                      Capitol Square             St. Andrews Crossing        Ctr.
                                      ----------------------     -----------------------     ---------------------
     b.  Street Address                                                                      NWC Whiskey Rd. &
                                      431 Sunset Blvd.           817 St. Andrews Road        Eastgate Dr.
                                      ----------------------     -----------------------     ---------------------
     c.  City                         West Columbia, SC          Columbia, SC                Aiken, SC
                                      ----------------------     -----------------------     ---------------------
     d.  Distance from Subject        N/A                        8 miles                     56 miles
                                      ----------------------     -----------------------     ---------------------
2.  Attributes
     a.  Year Built                   1974 (Reh. 1990)           1994                        1995
                                      ----------------------     -----------------------     ---------------------
     b.  Net sq. feet                 79,921                     66,910 SF                   75,716 SF
                                      ----------------------     -----------------------     ---------------------
     c.  # Buildings                  1                          1                           1
                                      ----------------------     -----------------------     ---------------------
     d.  # of Stories                 1                          1                           1
                                      ----------------------     -----------------------     ---------------------
     e.  Vacancy %                    25.09%                     0%                          5.00%
                                      ----------------------     -----------------------     ---------------------
3.  Sales Information
     a.  Sales Price                  N/A                        $6,550,000                  $6,675,000
                                      ----------------------     -----------------------     ---------------------
     b.  Sales Price PSF              N/A                        $97.89                      $88.16
                                      ----------------------     -----------------------     ---------------------
     c.  Cap. Rate                    N/A                        9.69%                       9.86%
                                      ----------------------     -----------------------     ---------------------
     d.  Date                         N/A                        05-24-94                    09-28-95
                                      ----------------------     -----------------------     ---------------------
     e.  NOI at time of Sale          N/A                        $634,797                    $657,896
                                      ----------------------     -----------------------     ---------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)    N/A                        superior                    similar
                                      ----------------------     -----------------------     ---------------------

                                          COMPARABLE 3              COMPARABLE 4
                                          ------------              ------------
1.   Identification
     a.  Name                         One Norman Center         Paw Creek Commons

                                      ----------------------    ----------------------
     b.  Street Address               19706 One Norman          E/S Little Rock Road
                                      Blvd.                     at Freedom Drive
                                      ----------------------    ----------------------
     c.  City                         Cornelius, NC             Charlotte, NC
                                      ----------------------    ----------------------
     d.  Distance from Subject        100 miles                 92 miles
                                      ----------------------    ----------------------
2.  Attributes
     a.  Year Built                   1993                      1996
                                      ----------------------    ----------------------
     b.  Net sq. feet                 54,185 SF                 66,050 SF
                                      ----------------------    ----------------------
     c.  # Buildings                  1                         1
                                      ----------------------    ----------------------
     d.  # of Stories                 1                         1
                                      ----------------------    ----------------------
     e.  Vacancy %                    0%                        2.73%
                                      ----------------------    ----------------------
3.  Sales Information
     a.  Sales Price                  $4,650,000                $5,384,000
                                      ----------------------    ----------------------
     b.  Sales Price PSF              $85.82                    $77.52
                                      ----------------------    ----------------------
     c.  Cap. Rate                    9.68%                     9.61%
                                      ----------------------    ----------------------
     d.  Date                         10-12-95                  03-25-97
                                      ----------------------    ----------------------
     e.  NOI at time of Sale          $450,188                  $517,412
                                      ----------------------    ----------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)    similar                   superior
                                      ----------------------    ----------------------

Explain Ranking/Comments:

Comparables No. 1 and 4 are ranked superior to subject. The reason for this is because of the location of these comparables being superior to subject. Comparable No. 3 is located in a commercial area that is larger than subject, but it is similar. Comparable No. 2 is similar to subject.

Comparable Sale No. 1
================================================================================

                               [GRAPHIC OMITTED]

TMS:                        6012 -1 -1
Name:                       St. Andrews Crossing
Location:                   817 St. Andrews Road, Columbia, SC
Grantor:                    Hayley-Redd, L.P.
Grantee:                    F.A.C. Properties
Deed Reference:             Book 1199, Page 331
Date:                       May 25, 1994
Sales Price:                $6,550,000
Adjusted Sales Price:       $6,550,000
Size building               66,910
Sales Price per S.F.:       $97.89
Size Land (Acres):          8.08
Size Land (S.F.):           351,965
Year Built:                 1994
Land/Building Ratio:        5.26 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $686,905
EGIM:                       9.54
Net Operating Income:       $634,797
Overall Rate:               9.69%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2
================================================================================

                               [GRAPHIC OMITTED]

TMS:
Name:                       Eastgate Shopping Center
Location:                   Northwest Corner of Whiskey Road & Eastgate Drive
                            Aiken, SC
Grantor:                    Southwest U.S. Retail, LP
Grantee:                    PDG Aiken Partners, LP
Deed Reference:             N/A
Date:                       September 28, 1995
Sales Price:                $6,675,000
Adjusted Sales Price:       $6,675,000
Size building:              75,716
Sales Price per S.F.:       $88.16
Size Land (Acres):          8.79
Size Land (S.F.):           382,892
Year Built:                 1995
Land/Building Ratio:        5.06 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $782,704
Effective Gross Income:     $782,704
EGIM:                       8.53
Net Operating Income:       $657,896
Overall Rate:               9.86%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3
================================================================================

                               [GRAPHIC OMITTED]

Name:                       One Norman Center
Location:                   19706 One Norman Boulevard
                            Cornelius, Mecklenburg County, NC
Grantor:                    One Norman Center, LP
Grantee:                    Lucky Realty
Deed Reference:             Book 8325, Page 721
Date:                       October 12, 1995
Sales Price:                $4,650,000
Adjusted Sales Price:       $4,650,000
Size building:              54,185
Sales Price per S.F.:       $85.82
Size Land (Acres):          5.69
Size Land (S.F.):           247,856
Year Built:                 1993
Land/Building Ratio:        4.57 to 1
Utilities:                  All Public
Zoning:                     CUB-2
Financing:                  Cash to Seller
Gross Potential Income:     $474,591 - $8.76/SF
Effective Gross Income:     $474,591 - $8.76/SF
Gross Income Multiple:      9.80
EGIM:                       9.80
Net Operating Income:       $450,188 - $8.31/SF
Overall Rate:               9.68%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]

TMS:                        59-231-22,23 pt.
Name:                       Paw Creek Commons
Location:                   East side of Little Rock Road at Freedom Drive
Grantor:                    Paw Creek, LLC
Grantee:                    Paw Creek Crossing Limited Partnership
Deed Reference:             Book 8988, Page 519
Date:                       March 25, 1997
Sales Price:                $5,120,000
Adjusted Sales Price:       $5,384,000
Size building:              66,050
Sales Price per S.F.:       $77.52
Size Land (Acres):          9.82
Size Land (S.F.):           427,759
Year Built:                 1996
Land/Building Ratio:        6.48 to 1
Utilities:                  Municipal
Zoning:                     CC, Commercial Center
Financing:                  Cash to Seller
Gross Potential Income:     $568,840
Effective Gross Income:     $552,054
Gross Income Multiple:      9.00
EGIM:                       9.27
Net Operating Income:       $517,412
Overall Rate:               9.61%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent gross income.

ADDENDA

o   Comparables Rental Map
o   Comparables Sales Map
o   Building Layout
o   Rent Roll
o   Photographs of Subject

                               Comparable Rentals
                               ------------------

                               [GRAPHIC OMITTED]

                               Improved Sales Map
                               ------------------

                               [GRAPHIC OMITTED]

                                   Site Plan
                                   ---------

                               [GRAPHIC OMITTED]

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  CAPITOL SQUARE
           431 SUNSET BOULEVARD
           WEST COLUMBIA, SC 29169
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                          per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM   SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
CLOTH WORLD #1126
FCA OF OHIO, INC.                626-10     12,000           04/01/95   03/31/00         3.50      04/01/92    42,000.00
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
Available
                                 626-20      2,900                                       0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
CAROLINA DRYCLEANERS
THRESIAMMA J. KAROTTUKUNNEL&     626-30      2,046           02/01/96   01/31/01         7.67     02/01/96     15,692.88
                                                                                         9.00     02/01/99     18,414.00
------------------------------------------------------------------------------------------------------------------------
Available
                                 626-40      1,650                                       0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
COLUMBIA METRO TREATMENT
COLUMBIA METRO TREATMENT CENT    626-50      2,800           10/01/92   09/30/02         0.00                       0.00
                                                                                         0.00                       0.00
                                                                                         5.35      12/01/92    14,979.96
                                                                                         5.55      10/01/97    15,540.00
                                                                                         5.85      10/01/99    16,380.00
                                                                                         6.00      10/01/01    16,800.00
------------------------------------------------------------------------------------------------------------------------
COIN LAUNDRY
COIN LAUNDRY                     626-60      2,000           03/01/96   02/28/01         0.00                       0.00
                                                                                         6.25      03/01/91    12,499.92
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION              REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                  Tax   Base    Ins   Base    CAM   Base                         per         Pcnt of  Amount   Nat
Tenant Name                      Recov  Year   Recov  Year   Recov  Year      Begin     End     SF/YR  Typ             Over    Brk
------------------------------------------------------------------------------------------------------------------------------------
CLOTH WORLD #1126
FCA OF OHIO, INC.                PRS    1975    PRS   1975   Full     0    04/01/90   03/31/92   3.50        3.00     1,400,000  Y
                                                                           04/01/92   03/31/95   3.50        3.00             0  Y
                                                                           04/01/00   03/31/05   4.02        3.00             0  Y
------------------------------------------------------------------------------------------------------------------------------------
Available
                                           0             0            0                          0.00        0.00             0
------------------------------------------------------------------------------------------------------------------------------------
CAROLINA DRYCLEANERS
THRESIAMMA J. KAROTTUKUNNEL&     Full      0    Full     0   Full     0                          0.00        0.00             0
                                                                                                 0.00        0.00             0
------------------------------------------------------------------------------------------------------------------------------------
Available
                                           0             0            0                          0.00        0.00             0
------------------------------------------------------------------------------------------------------------------------------------
COLUMBIA METRO TREATMENT
COLUMBIA METRO TREATMENT CENT    Full      0    Full     0   Full     0    10/01/97   09/30/02   0.00        0.00             0
                                                                                                 0.00        0.00             0
                                                                                                 0.00        0.00             0
                                                                                                 0.00        0.00             0
                                                                                                 0.00        0.00             0
                                                                                                 0.00        0.00             0
------------------------------------------------------------------------------------------------------------------------------------
COIN LAUNDRY
COIN LAUNDRY                     Full      0    Full     0   Full     0    03/01/01   02/28/06   0.00        0.00             0
                                                                                                 0.00        0.00             0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  CAPITOL SQUARE
           431 SUNSET BOULEVARD
           WEST COLUMBIA, SC 29169
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                          per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM   SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
COIN LAUNDRY
COIN LAUNDRY                     626-60      2,000           03/01/96   02/28/01         6.75      03/01/94    13,500.00
                                                                                         7.25      03/01/96    14,499.96
------------------------------------------------------------------------------------------------------------------------
J.D.'S FASHIONS #6
WILLIE HARRIS & CHA Y HARRIS     626-80      2,800           01/01/97   12/31/99         0.00                       0.00
                                                                                         0.00                       0.00
                                                                                         6.00      01/01/94    16,800.00
                                                                                         6.50      01/01/98    18,204.00
                                                                                         7.00      01/01/98    19,596.00
------------------------------------------------------------------------------------------------------------------------
Available
                                 626-90      4,000                                       0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
JIN JIN CHINESE RESTAURANT
TONG LIN                         626-100     2,000           04/01/95   03/31/98         7.50      04/01/95    15,000.00
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR STORE #2735
FAMILY DOLLAR STORES OF W. CO    626-110     6,625           08/04/95   12/31/01         4.35      08/04/95    28,799.40
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
BI-LO, INC. #071
BI-LO, INC.                      626-130    22,500           12/20/90   12/31/10         3.65      01/01/91    82,125.00
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION              REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                  Tax   Base    Ins   Base    CAM   Base                         per         Pcnt of  Amount   Nat
Tenant Name                      Recov  Year   Recov  Year   Recov  Year      Begin     End     SF/YR  Typ             Over    Brk
------------------------------------------------------------------------------------------------------------------------------------
COIN LAUNDRY
COIN LAUNDRY                     Full      0    Full     0   Full     0                          0.00        0.00             0
                                                                                                 0.00        0.00             0
------------------------------------------------------------------------------------------------------------------------------------
J.D.'S FASHIONS #6
WILLIE HARRIS & CHA Y HARRIS     Full      0    Full     0   Full     0    01/01/97   12/31/99   0.00        6.00       280,000
                                                                                                 0.00        0.06       280,000
                                                                                                 0.00        0.06       303,400
                                                                                                 0.00        0.06             0
                                                                                                 0.00        0.06             0
------------------------------------------------------------------------------------------------------------------------------------
Available
                                           0             0            0                          0.00        0.00             0
------------------------------------------------------------------------------------------------------------------------------------
JIN JIN CHINESE RESTAURANT
TONG LIN                         Full      0    Full     0   Full     0    04/01/98   03/31/01   8.25        0.00             0
                                                                           04/01/01   03/31/05   9.00        0.00             0
                                                                                                 0.00                         0
------------------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR STORE #2735
FAMILY DOLLAR STORES OF W. CO    PRS    1996    None     0   None     0    01/01/02   12/31/06   5.45        3.00       960,000   Y
                                                                           01/01/07   12/31/11   5.83        3.00             0   Y
                                                                           01/01/12   12/31/16   6.21        3.00             0   Y
                                                                           01/01/17   12/31/21   6.58        3.00             0   Y
------------------------------------------------------------------------------------------------------------------------------------
BI-LO, INC. #071
BI-LO, INC.                      Full      0    Full     0   Full     0    01/01/11   12/31/15   3.90        1.00     8,212,500   Y
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  CAPITOL SQUARE
           431 SUNSET BOULEVARD
           WEST COLUMBIA, SC 29169
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                          per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM   SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
BI-LO, INC. #071
BI-LO, INC.                      626-130    22,500           12/20/90   12/31/10         0.00                       0.00
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
REVCO #0573
REVCO DISCOUNT DRUG CENTERS,     626-140     7,100           02/01/91   01/31/01         4.50     02/01/91    31,950.00
                                                                                         0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
Available
                                 626-150    11,500                                       0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
COLUMBIA FARMS
COLUMBIA FARMS                   626-160         0     P     11/01/87   10/31/98         0.00                       0.00
                                                                                         0.00     11/01/92     20,160.00
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
SAVANNAH'S
DIANE F. SMITH                   626-170         0     P     05/01/94   04/30/97         0.00     11/01/92     22,800.00
                                                                                         0.00                       0.00
                                                                                         0.00     05/01/94     25,080.00
------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..    59,871                                Current Annual Base Rent    307,087.20
                              Available.    20,050
                              Total.....    79,921

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION              REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                  Tax   Base    Ins   Base    CAM   Base                         per         Pcnt of  Amount   Nat
Tenant Name                      Recov  Year   Recov  Year   Recov  Year      Begin     End     SF/YR  Typ             Over    Brk
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
BI-LO, INC. #071
BI-LO, INC.                      Full      0    Full     0   Full     0    01/01/16   12/31/20   4.15        1.00           0    Y
                                                                           01/01/21   12/31/25   4.40        1.00           0    Y
                                                                           01/01/26   12/31/30   4.65        1.00           0    Y
------------------------------------------------------------------------------------------------------------------------------------
REVCO #0573
REVCO DISCOUNT DRUG CENTERS,     PRS    1974    PRS   1979   Full     0    02/01/01   01/31/06   5.00        2.00   1,597,500    Y
                                                                           02/01/06   01/31/11   5.50        2.00           0    Y
------------------------------------------------------------------------------------------------------------------------------------
Available
                                            0            0            0                          0.00        0.00           0
------------------------------------------------------------------------------------------------------------------------------------
COLUMBIA FARMS
COLUMBIA FARMS                   Full      0    Full     0   Full     0    11/01/92   10/31/95  12.12        0.00           0
                                                                           11/01/95   10/31/98  12.12        0.00           0
                                                                           11/01/98   10/31/01   0.00        0.00           0
                                                                                                 0.00        0.00           0
------------------------------------------------------------------------------------------------------------------------------------
SAVANNAH'S
DIANE F. SMITH                   Full      0    None     0   None     0    05/01/97   04/30/00   0.00        0.00           0
                                                                           05/01/00   04/30/03   0.00        0.00           0
                                                                                                 0.00        0.00           0
------------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY

                               [GRAPHIC OMITTED]

Sunset Boulevard - Looking East


                               [GRAPHIC OMITTED]

Sunset Boulevard - Looking West

                               [GRAPHIC OMITTED]

Meeting Street - Looking South


                               [GRAPHIC OMITTED]

Meeting Street - Looking North

                               [GRAPHIC OMITTED]

Subject - Front View


                               [GRAPHIC OMITTED]

Subject - Front View

                               [GRAPHIC OMITTED]

Subject - Front View


                               [GRAPHIC OMITTED]

Subject - Front View

                               [GRAPHIC OMITTED]

Subject - Rear View - Leaphart Street


                               [GRAPHIC OMITTED]

Subject - Savannahs's

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                              CLUSTERS OF WHITEHALL

                              300 St. Andrews Road
                   Columbia, Lexington County, South Carolina


                                   Prepared by

                             O. Marshall Dodds, MAI

                      Date of Market Study - April 29, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]

                                          April 29, 1997

Mr. Steven R. Maeglin
Vice President
Morgan & Stanley Co., Inc.
1585 Broadway
New York, New York 10036

Re: Market Study
    Clusters of Whitehall
    300 St. Andrews Road
    Columbia, Lexington County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that forms the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 29, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 68,029 square feet of leasable area. The center was constructed in 1973 originally and the major tenants were Winn-Dixie, Revco, and Dodd `s Variety Stores. In 1988, the center was renovated after Winn-Dixie and Dodd's Variety Store vacated the premises. The center was renovated with the major tenants being Fresh Market and Revco, which had expanded into the larger variety store. Since then, Fresh Market has vacated the premises and Revco is the anchor tenant. The shopping center is currently 90.26% occupied as Fresh Market is continuing to pay the rental on the store. The size of the Fresh Market Store was 18,000 square feet. If this space is included with the other vacant space, the center is 63.80% occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                       Respectfully submitted,

                                       O. MARSHALL DODDS COMPANY, INC.


                                       /s/ O. Marshall Dodds
                                       -------------------------------------
                                       O. Marshall Dodds, MAI
                                       State Certified General
                                       Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as: insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial spheres.

The subject property is located in Lexington County and the unemployment rate was 2.9% in February, 1997.

Neighborhood and Site

The subject neighborhood is located in the Whitehall section of the St. Andrews area. Development of the Whitehall section began in approximately in 1965 and has been a desirable area for single family dwellings. There are several multi-family properties that are located throughout the neighborhood such as the Clusters, which is a condominium project and the Polo Run Apartments. The price range of the houses in Whitehall section generally range from $85,000 to $200,000. The Allied Chemical Plant is located on St. Andrews Road in the neighborhood.

Physical features are as follows:

1.  Size                                6.56 acres or 285,754 square feet

2.  Identity                            300 St. Andrews Road
                                        (between Bush River Road and St. Andrews
                                        Road)
                                        TMS #3636-01-001

3.  Shape                               irregular

4.  Topography                          generally level, but slopes downward
                                        from St. Andrews Road toward Bush River
                                        Road

5.  Accessability                       good

6.  Utilities                           municipal

Physical Description

Building features are as follows:

1.  Size (net)                          68,029 square feet

2.  Layout & Design                     1 story-food store, drug store, 21 shops

3.  Parking Spaces                      311
                                        3.57 spaces per 1,000 square feet of net area

4.  Construction                        brick and glass front with concrete
                                        block on side and rear and metal seamed
                                        roof

Market Position and Marketability Conclusions

The St. Andrews area is the second largest retail submarket in the Columbia MSA with 25 of the 158 completed retail structures surveyed. Dutch Square Mall, one of the regional malls in the MSA, measures 620,000 square feet and is located in this submarket. This area contains 17.3% or 2,282,887 square feet of the retail space surveyed, an increase of 1.8% in gross leasable space since the 1995 survey. Broad River Center added 48,650 square feet to this submarket. Four centers had a change in size and subtracted 1,823 square feet from this area and one center, 5,500 square feet, was deleted. The average rental rate on a new lease for the St. Andrews area is $8.50 per square foot. No new properties are under construction or planned for this submarket.

The subject property is located in the middle section of the neighborhood being around the intersection of St. Andrews Road and Bush River Road. The location of subject is convenient to the single family dwellings that are located throughout the neighborhood and several of the multi-family projects.

The St. Andrews Crossing is located at St. Andrews Road and I-26 with Kroger Store being the major tenant as rental rates for the shops ranging from $10.00 to $12.00 per square foot. The St. Andrews Square located at St. Andrews Road and Jamil Road has Piggly Wiggly and Eckerds as the major tenant. The shops have rental rates that range from $9.00 to $12.00 per square foot. Richardson Plaza which is located on St. Andrews Road between Ashland Road and Cindy Road has Food Lion and Rite-Aid as major tenants, but Rite-Aid has vacated the premises even though they are continuing to pay rent. The rental rates for the shops range from $8.00 to $12.00 per square foot. Comparable No. 4 is the Widewater Square and is located around the intersection of St. Andrews Road and Broad River Road. The major tenants are Bi-Lo and Revco with the rental rates ranging from $5.00 to $11.00 per square foot.

The subject property has 21 shops. The rental rates from $6.50 to $10.00 per square foot. These rates are reasonable rental rates for the neighborhood.

The rental rate for the Revco Store is at $6.50 per square foot and this tenant is paying overage rentals. The rental rate for the Fresh Market Store is at $6.50 per square foot.

The subject property has operated at a high occupancy rate excluding the vacant Fresh Market Store. The location of subject is strategic within the neighborhood and convenient to shoppers throughout the neighborhood.

Trends:

The subject property is located in the St. Andrews section of the metropolitan area of Columbia. The development of the Whitehall area began approximately 30 years ago and the neighborhood has had high demand and desirability. There are commercial developments that are located throughout the neighborhood on the major traffic arteries. Allied Chemical has a large plant located on St. Andrews Road.

All trends are favorable at this time and expected to continue.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES

A   PROPERTY DESCRIPTION

                                         SUBJECT             COMPARABLE 1              COMPARABLE 2               COMPARABLE 3
                                         -------             ------------              ------------               ------------
1.  Identification

    a.  Name                     Clusters of Whitehall     St. Andrews Crossing      St. Andrews Square         Richardson Plaza
                                 ----------------------    ----------------------    -----------------------    --------------------
    b.  Street                   252 St. Andrews Rd.       817 St. Andrews Road      1978 St. Andrews Rd.       570 St. Andrews Rd.
                                 ----------------------    ----------------------    -----------------------    --------------------
    c.  City                     Columbia, SC              Columbia, SC              Columbia, SC               Columbia, SC
                                 ----------------------    ----------------------    -----------------------    --------------------
    d.  Distance from subject    N/A                       1/2 mile                  3/4 mile                   1 mile
                                 ----------------------    ----------------------    -----------------------    --------------------
    e.  Contact                                                                                                 EastCoast
                                 Edens Avant, Inc.         Keenen Co.                The Oglum Co.              Development
                                 ----------------------    ----------------------    -----------------------    --------------------
    f.  Phone                    803-779-4420              803-254-2300              803-779-7777               803-749-0079
                                 ----------------------    ----------------------    -----------------------    --------------------
2.  Attributes

    a.  Year built               1973 (Reh. 1988)          1994                      1978                       1981
                                 ----------------------    ----------------------    -----------------------    --------------------
    b.  Net sq. Ft.              68,029                    66,910                    60,000                     108, 838
                                 ----------------------    ----------------------    -----------------------    --------------------
    c. # building                2                         2                         2                          1
                                 ----------------------    ----------------------    -----------------------    --------------------
    d. # stories                 1                         1                         1                          1
                                 ----------------------    ----------------------    -----------------------    --------------------
    e. Avg. Floor plate size
       (sq. Ft.), if office      N/A                       N/A                       N/A                        N/A
                                 ----------------------    ----------------------    -----------------------    --------------------
    f. # elevators               N/A                       N/A                       N/A                        N/A
                                 ----------------------    ----------------------    -----------------------    --------------------
    g. Parking                   Adequate                  Adequate                  Adequate                   Adequate
                                 ----------------------    ----------------------    -----------------------    --------------------
    h. Construction Type         Brick/Concrete Block      Brick/Concrete Block      Brick/Concrete Block       Brick/Concrete Block
                                 ----------------------    ----------------------    -----------------------    --------------------
    I. Vacancy %                 9.74%                     6.13%                     0%                         13.05%
                                 ----------------------    ----------------------    -----------------------    --------------------
    j. Anchors, if Retail        Revco                     Kroger                    Piggly Wiggly, Eckerds     Food Lion
                                 ----------------------    ----------------------    -----------------------    --------------------

                                 ----------------------    ----------------------    -----------------------    --------------------

                                       COMPARABLE 4
                                       ------------
1.  Identification

    a.  Name                         Widewater Square
                                     ---------------------
    b.  Street                       3315 Broad River Rd.
                                     ---------------------
    c.  City                         Columbia, SC
                                     ---------------------
    d.  Distance from subject        2 miles
                                     ---------------------
    e.  Contact
                                     Edens Avant, Inc.
                                     ---------------------
    f.  Phone                        803-779-4420
                                     ---------------------
2.  Attributes

    a.  Year built                   1976
                                     ---------------------
    b.  Net sq. Ft.                  95,700
                                     ---------------------
    c. # building                    3
                                     ---------------------
    d. # stories                     1
                                     ---------------------
    e. Avg. Floor plate size         N/A
       (sq. Ft.), if office
                                     ---------------------
    f. # elevators                   N/A
                                     ---------------------
    g. Parking                       Adequate
                                     ---------------------
    h. Construction Type             Brick/Concrete Block
                                     ---------------------
    I. Vacancy %                     4.70%
                                     ---------------------
    j. Anchors, if Retail            Bi-Lo, Revco
                                     ---------------------

                                     ---------------------

Comments:

These comparable are located in subject neighborhood and are similar to subject. However, the Food Store in these comparable centers is considered to be a national tenant, whereas, the Fresh Market is considered to be a regional or local tenant. While the Fresh Market has vacated the premises, the rent is continuing to be paid. The small shops in subject property are similar to the small shops in each of these shopping centers. The Revco Store in subject is paying overage rentals at this time.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                        SUBJECT              COMPARABLE 1             COMPARABLE 2              COMPARABLE 3
                                        -------              ------------             ------------              ------------
1.  Asking Rental Rate

    a. Anchor Space              $6.50                     N/A                      N/A                       N/A
                                 ---------------------     ---------------------    ----------------------    ---------------------
    b. Shop Space                $4.44 - $9.50             $10.00 - $12.00          $9.00 - $12.00            $8.00 - $12.00
                                 ---------------------     ---------------------    ----------------------    ---------------------
2.  Lease Type (Gross/Net)       Triple Net                Triple Net               Triple Net                Triple Net
                                 ---------------------     ---------------------    ----------------------    ---------------------
3.  Rent Concessions             None                      None                     None                      None
                                 ---------------------     ---------------------    ----------------------    ---------------------
4.  Effective Rent               $4.44 - $9.50             $10.00 - $12.00          $9.00 - $12.00            $8.00 - $12.00
                                 ---------------------     ---------------------    ----------------------    ---------------------
5.  TI Allowance                 None                      None                     None                      None
                                 ---------------------     ---------------------    ----------------------    ---------------------
6.  Expense Stop                 None                      None                     None                      None
                                 ---------------------     ---------------------    ----------------------    ---------------------
7.  Length of Lease Term         3 - 5 years (shop)        3 - 5 years (shop)       3 - 5 years (shop)        3 - 5 years (shop)
                                 ---------------------     ---------------------    ----------------------    ---------------------
8.  Commissions                  5.00% to 7.00%            5.00% to 7.00%           5.00% - 7.00%             5.00% to 7.00%
                                 ---------------------     ---------------------    ----------------------    ---------------------
9.  Percentage Rent
    (per lease terms)            Revco                     Kroger                   Piggly Wiggly, Eckerds    Food Lion
                                 ---------------------     ---------------------    ----------------------    ---------------------
10. Historical Annual
    Absorption/sq.ft.            N/A                       N/A                      N/A                       N/A
                                 ---------------------     ---------------------    ----------------------    ---------------------
11. Annual Operating
Expense psf (Including
taxes)                           N/A                       N/A                      N/A                       N/A
                                 ---------------------     ---------------------    ----------------------    ---------------------

C.  RANK RELATIVE TO
      SUBJECT

    (inferior,
    similar, superior)           N/A                       superior                 similar                   similar
                                 ---------------------     ---------------------    ----------------------    ---------------------

                                       COMPARABLE 4
                                       ------------
1.  Asking Rental Rate

    a. Anchor Space                  N/A
                                     --------------------
    b. Shop Space                    $5.00 - $11.00
                                     --------------------
2.  Lease Type (Gross/Net)           Triple Net
                                     --------------------
3.  Rent Concessions                 None
                                     --------------------
4.  Effective Rent                   $5.00 - $11.00
                                     --------------------
5.  TI Allowance                     None
                                     --------------------
6.  Expense Stop                     None
                                     --------------------
7.  Length of Lease Term             3 - 5 years (shop)
                                     --------------------
8.  Commissions                      5.00% to 7.00%
                                     --------------------
9.  Percentage Rent
    (per lease terms)                Bi-Lo, Revco
                                     --------------------
10. Historical Annual
    Absorption/sq.ft.                N/A
                                     --------------------
11. Annual Operating
Expense psf (Including
taxes)                               N/A
                                     --------------------

C.  RANK RELATIVE TO
      SUBJECT

    (inferior,
    similar, superior)               similar
                                     --------------------

D. EXPLAIN RANKING/COMMENTS:

Comparable No. 1 has been ranked as superior to subject. The reason for this is because this center is a newer center and is located at the intersection of St. Andrews Road and I-26. The major tenant is Kroger Stores and rental rates being received from the shops are higher than the rental rates being received from the shops in subject. The other comparables are ranked as similar and these centers are similar to subject. The rental rates for the shops in subject are within the range of rental rates in these centers.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1

                               [GRAPHIC OMITTED]

Name:                                    St. Andrews Crossing
Location:                                817 St. Andrews Road
                                         Columbia, SC
Year Built:                              1994
Total Size:                              66,910 SF
Vacant Space:                             4,100 SF
Vacancy Rate:                              6.13%
Rental Range:                            $10.00 to $12.00
Tenant Expenses:                         Triple Net

Remarks:

Kroger is major tenant. Located on St. Andrews Road at I-26. Has operated at a high occupancy level.

Comparable Rental No. 2

                               [GRAPHIC OMITTED]

Name:                                    St. Andrews Square
Location:                                1978 St. Andrews Road

                                         Columbia, South Carolina

Year Built:                              1978
Total Size:                              60,000 SF
Vacant Space:                                 0 SF
Vacancy Rate:                                 0%
Rental Range:                            $9.00 to $12.00
Tenant Expenses:                         Triple Net

Remarks:

Major tenants are Piggly Wiggly and Eckerds. Located on St. Andrews and Jamil Road. Has operated at a high occupancy level.

Comparable Rental No. 3

                               [GRAPHIC OMITTED]

Name:                                    Richardson Plaza
Location:                                570 St. Andrews Road

                                         Columbia, South Carolina

Year Built:                              1981
Total Size:                              108,838 SF
Vacant Space:                             14,200 SF
Vacancy Rate:                              13.05%
Rental Range:                            $13.05
Tenant Expenses:                         Triple Net

Remarks:

The Food Lion Store expanded in 1995. Rite-Aid has vacated their store, but pays rent. Several other tenants have moved out, but were replaced.

Comparable Rental No. 4

                               [GRAPHIC OMITTED]

Name:                                    Widewater Square
Location:                                3315 Broad River Road

                                         Columbia, South Carolina

Year Built:                              1976
Total Size:                              95,700 SF
Vacant Space:                             4,500 SF
Vacancy Rate:                              4.70%
Local Rent Range:                        $5.00 - $11.00
Tenant Expenses:                         Triple Net

Remarks:

This center has been renovated with new front, parking lot was re-sealed and stripped. Occupancy rate has been high. Major tenants are Bi-Lo and Revco.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                        SUBJECT             COMPARABLE 1            COMPARABLE 2                COMPARABLE 3
                                        -------             ------------            ------------                ------------
1.   Identification

     a. Name                    Clusters of Whitehall     St. Andrews Crossing    Eastgate Shopping Center    One Norman Center
                                ----------------------    --------------------    ------------------------    ----------------------
     b. Street Address                                                            NWC Whiskey Rd. &           19706 One Norman Blvd.
                                252 St. Andrews Road      817 St. Andrews Road    Eastgate Dr.
                                ----------------------    --------------------    ------------------------    ----------------------
     c. City                    Columbia, SC              Columbia, SC            Aiken, SC                   Cornelius, NC
                                ----------------------    --------------------    ------------------------    ----------------------
     d. Distance from Subject   N/A                       1/2 miles               56 miles                    100 miles
                                ----------------------    --------------------    ------------------------    ----------------------
2.  Attributes

     a. Year Built              1973 (Reh. 1988)          1994                    1995                        1993
                                ----------------------    --------------------    ------------------------    ----------------------
     b. Net sq. feet            68,029                    66,910 SF               75,716 SF                   54,185 SF
                                ----------------------    --------------------    ------------------------    ----------------------
     c. # Buildings             2                         1                       1                           1
                                ----------------------    --------------------    ------------------------    ----------------------
     d. # of Stories            1                         1                       1                           1
                                ----------------------    --------------------    ------------------------    ----------------------
     e. Vacancy %               9.74%                     0%                      7.21%                       6.98%
                                ----------------------    --------------------    ------------------------    ----------------------
3.  Sales Information

     a. Sales Price             N/A                       $6,550,000              $6,675,000                  $4,650,000
                                ----------------------    --------------------    ------------------------    ----------------------
     b. Sales Price PSF         N/A                       $97.89                  $88.16                      $85.82
                                ----------------------    --------------------    ------------------------    ----------------------
     c. Cap. Rate               N/A                       9.69%                   9.86%                       9.68%
                                ----------------------    --------------------    ------------------------    ----------------------
     d. Date                    N/A                       05-25-94                09-28-95                    10-12-95

                                ----------------------    --------------------    ------------------------    ----------------------
     e. NOI at time of Sale     N/A                       $634,797                $782,704                    $474,591
                                ----------------------    --------------------    ------------------------    ----------------------
4.  Rank Relative to Subject
      (inferior, similar,
        superior)               N/A                       superior                similar                     similar
                                ----------------------    --------------------    ------------------------    ----------------------

                                     COMPARABLE 4
                                     ------------
1.   Identification

     a. Name                       Paw Creek Commons
                                   ----------------------
     b. Street Address             E/S Little Rock Road
                                   at Freedom Drive
                                   ----------------------
     c. City                       Charlotte, NC
                                   ----------------------
     d. Distance from Subject      92 miles
                                   ----------------------
2.  Attributes

     a. Year Built                 1996
                                   ----------------------
     b. Net sq. feet               66,050 SF
                                   ----------------------
     c. # Buildings                1
                                   ----------------------
     d. # of Stories               1
                                   ----------------------
     e. Vacancy %                  2.73%
                                   ----------------------
3.  Sales Information

     a. Sales Price                $5,120,000
                                   ----------------------
     b. Sales Price PSF            $77.52
                                   ----------------------
     c. Cap. Rate                  9.60%
                                   ----------------------
     d. Date                       03-25-97

                                   ----------------------
     e. NOI at time of Sale
                                   ----------------------
4.  Rank Relative to Subject
      (inferior, similar,
        superior)                  superior
                                   ----------------------

Explain Ranking/Comments:

Comparables No. 1 and 4 are ranked superior to subject. The reason for this is because of the location of these comparables being superior to subject. Comparable No. 3 is located in a commercial area that is larger than subject, but it is similar. Comparable No. 2 is similar to subject.

Comparable Sale No. 1

                               [GRAPHIC OMITTED]

TMS:                        6012 -1 -1
Name:                       St. Andrews Crossing
Location:                   817 St. Andrews Road, Columbia, SC
Grantor:                    Hayley-Redd, L.P.
Grantee:                    F.A.C. Properties
Deed Reference:             Book 1199, Page 331
Date:                       May 25, 1994
Sales Price:                $6,550,000
Adjusted Sales Price:       $6,550,000
Size building               66,910
Sales Price per S.F.:       $97.89
Size Land (Acres):          8.08
Size Land (S.F.):           351,965
Year Built:                 1994
Land/Building Ratio:        5.26 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $686,905
EGIM:                       9.54
Net Operating Income:       $634,797
Overall Rate:               9.69%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2

                               [GRAPHIC OMITTED]

TMS:
Name:                       Eastgate Shopping Center
Location:                   Northwest Corner of Whiskey Road & Eastgate Drive
                            Aiken, SC
Grantor:                    Southwest U.S. Retail, LP
Grantee:                    PDG Aiken Partners, LP
Deed Reference:             N/A
Date:                       September 28, 1995
Sales Price:                $6,675,000
Adjusted Sales Price:       $6,675,000
Size building:              75,716
Sales Price per S.F.:       $88.16
Size Land (Acres):          8.79
Size Land (S.F.):           382,892
Year Built:                 1995
Land/Building Ratio:        5.06 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $782,704
Effective Gross Income:     $782,704
EGIM:                       8.53
Net Operating Income:       $657,896
Overall Rate:               9.86%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3
================================================================================

                             [GRAPHIC OMITTED]

Name:                       One Norman Center
Location:                   19706 One Norman Boulevard
                            Cornelius, Mecklenburg County, NC
Grantor:                    One Norman Center, LP
Grantee:                    Lucky Realty
Deed Reference:             Book 8325, Page 721
Date:                       October 12, 1995
Sales Price:                $4,650,000
Adjusted Sales Price:       $4,650,000
Size building:              54,185
Sales Price per S.F.:       $85.82
Size Land (Acres):          5.69
Size Land (S.F.):           247,856
Year Built:                 1993
Land/Building Ratio:        4.57 to 1
Utilities:                  All Public
Zoning:                     CUB-2
Financing:                  Cash to Seller
Gross Potential Income:     $474,591 - $8.76/SF
Effective Gross Income:     $474,591 - $8.76/SF
Gross Income Multiple:      9.80
EGIM:                       9.80
Net Operating Income:       $450,188 - $8.31/SF
Overall Rate:               9.68%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]

TMS:                        59-231-22,23 pt.
Name:                       Paw Creek Commons
Location:                   East side of Little Rock Road at Freedom Drive
Grantor:                    Paw Creek, LLC
Grantee:                    Paw Creek Crossing Limited Partnership
Deed Reference:             N/A
Date:                       March 25, 1997
Sales Price:                $5,120,000
Adjusted Sales Price:       $5,384,000
Size building:              66,050
Sales Price per S.F.:       $77.52
Size Land (Acres):          9.82
Size Land (S.F.):           427,759
Year Built:                 1996
Land/Building Ratio:        6.48 to 1
Utilities:                  Municipal
Zoning:                     CC, Commercial Center
Financing:                  Cash to Seller
Gross Potential Income:     $568,840
Effective Gross Income:     $552,054
Gross Income Multiple:      9.00
EGIM:                       9.27
Net Operating Income:       $517,412
Overall Rate:               9.61%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

o    Comparables Rental Map
o    Comparables Sales Map
o    Building Layout
o    Rent Roll
o    Photographs of Subject

                                [GRAPHIC OMITTED]

                               Comparable Rentals

                                [GRAPHIC OMITTED]

                               Improved Sales Map

                                [GRAPHIC OMITTED]

                                   Site Plan

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  CLUSTERS OF WHITEHALL
           300 ST. ANDREWS ROAD
           COLUMBIA, SC 29210-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
--------------------------------------------------------------------------------------------------------------------------
Available                         641-10   1,481                                        0.00                       0.00
--------------------------------------------------------------------------------------------------------------------------
Available                         641-20   1,144                                        0.00                       0.00
--------------------------------------------------------------------------------------------------------------------------
NATIONAL SUPPORT CENTER
RONALD E. JOHNSON                 641-30   1,440             07/01/95   06/30/98        5.50       07/01/95    7,920.00
--------------------------------------------------------------------------------------------------------------------------
SANDLAPPER BAR & GRILL
GARY R. POELLIEN, JR.             641-40   1,144             06/01/95   05/31/98        0.00                       0.00
                                                                                        0.00                       0.00
                                                                                        8.00       09/01/93    9,152.04
                                                                                        8.50       07/01/96    9,723.96
--------------------------------------------------------------------------------------------------------------------------
REVCO #1156
REVCO DISCOUNT DRUG STORES OF     641-50  10,000             03/01/90   02/28/98        0.00                       0.00
                                                                                        6.00       03/01/90   60,000.00
                                                                                        6.50       03/01/94   65,000.04
--------------------------------------------------------------------------------------------------------------------------
RESEARCH ASSOCIATES
RESEARCH ASSOCIATES, A SOLE P     641-60   5,400             11/17/96   04/30/97        4.44       02/01/97   24,000.00
                                                                                        0.00                       0.00
--------------------------------------------------------------------------------------------------------------------------
FRESH MARKET, INC.
THE FRESH MARKET INC.             641-70  18,000             07/20/87   10/31/97        0.00                       0.00
                                                                                        6.50       12/01/87  117,000.00
                                                                                        0.00                       0.00
--------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
Available                                0              0              0                          0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
Available                                0              0              0                          0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
NATIONAL SUPPORT CENTER
RONALD E. JOHNSON               Full     0    Full      0     Full     0                          0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
SANDLAPPER BAR & GRILL
GARY R. POELLIEN, JR.           Full     0    Full      0     Full     0   06/01/98   05/31/01    0.00        5.00      250,000
                                                                                                  0.00        5.00            0
                                                                                                  0.00        5.00            0
                                                                                                  0.00        5.00            0
------------------------------------------------------------------------------------------------------------------------------------
REVCO #1156
REVCO DISCOUNT DRUG STORES OF   PRS   1977    None      0     Full     0   03/01/90   02/28/98    6.50        2.00    2,000,000
                                                                                                  0.00        2.00            0
                                                                                                  0.00        2.00            0
------------------------------------------------------------------------------------------------------------------------------------
RESEARCH ASSOCIATES
RESEARCH ASSOCIATES, A SOLE P   None     0    None      0     None     0   05/01/97   10/31/97    4.44        0.00            0
                                                                           11/01/97   04/30/98    4.44        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
FRESH MARKET, INC.
THE FRESH MARKET INC.           PRS   1986    PSR    1986     Fixed    0   11/01/97   10/31/02    7.00        1.00    6,475,000
                                                                           11/01/02   10/31/07    7.50        1.00            0
                                                                           11/01/07   10/31/12    8.00        1.00            0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  CLUSTERS OF WHITEHALL
           300 ST. ANDREWS ROAD
           COLUMBIA, SC 29210-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
--------------------------------------------------------------------------------------------------------------------------
GARDEN PARTY
A GARDEN PARTY                    641-80   1,500             04/01/91   02/28/98        0.00                       0.00
                                                                                        0.00                       0.00
                                                                                        8.50       06/01/91   12,756.00
                                                                                        9.00       04/01/95   13,500.00
--------------------------------------------------------------------------------------------------------------------------
CASUAL LIVING, INC.
CASUAL LIVING, INC.               641-90   4,499             01/01/97   12/31/99        0.00                       0.00
                                                                                        8.00       07/01/91   35,988.72
                                                                                        8.00       01/01/97   35,991.96
--------------------------------------------------------------------------------------------------------------------------
TUESDAY MORNING
TUESDAY MORNING, INC.             641-110  7,280             08/01/95   12/31/02        4.12       09/01/92   30,000.00
                                                                                        0.00                       0.00
                                                                                        5.37       11/01/95   39,120.00
--------------------------------------------------------------------------------------------------------------------------
GREGORY'S TO GO
LEE NICHOLAS                      641-120  1,488             05/01/92   04/30/00        0.00                       0.00
                                                                                        8.00       07/01/92   11,904.00
                                                                                        0.00                       0.00
--------------------------------------------------------------------------------------------------------------------------
GRAND COMPUTERS
JAMES E. & CHERYL DRAWDY          641-160  1,963             01/01/96   12/31/98        6.00       01/01/96   11,778.00
--------------------------------------------------------------------------------------------------------------------------
BRYAN'S CLEANERS & LAUNDRY
DRYCLEAN - USA                    641-170  1,250             09/01/89   02/28/99        0.00                       0.00
                                                                                        8.50       02/01/93   10,625.04
--------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
GARDEN PARTY
A GARDEN PARTY                  Full     0    Full      0     Full     0   04/01/94   03/31/97    0.00        5.00            0  Y
                                                                           03/01/98   02/28/01    0.00        0.05      225,120  Y
                                                                                                  0.00        0.05   25,512,000  Y
                                                                                                  0.00        0.05   27,000,000  Y
------------------------------------------------------------------------------------------------------------------------------------
CASUAL LIVING, INC.
CASUAL LIVING, INC.             PRS   1990    PRS    1990     Full     0   01/01/97   12/31/02    9.20        0.00            0
                                                                                                  0.00        0.00            0
                                                                                                  0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
TUESDAY MORNING
TUESDAY MORNING, INC.           None     0    None      0     None     0   01/01/93   12/31/07    7.00        3.00    1,000,000
                                                                                                  0.00        3.00            0  Y
                                                                                                  0.00        3.00    1,304,000  Y
------------------------------------------------------------------------------------------------------------------------------------
GREGORY'S TO GO
LEE NICHOLAS                    Full     0    Full      0     Full     0   05/01/97   04/30/00    0.00        5.00      500,000
                                                                           05/01/00   04/30/03    0.00        5.00      500,000
                                                                                                  0.00        5.00      500,000
------------------------------------------------------------------------------------------------------------------------------------
GRAND COMPUTERS
JAMES E. & CHERYL DRAWDY        Full     0    Full      0     Full     0                          0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
BRYAN'S CLEANERS & LAUNDRY
DRYCLEAN - USA                  Full     0    Full      0     Full     0   02/01/93   01/31/96    8.50        0.00            0
                                                                           03/01/96   02/28/99    9.50        0.00            0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  CLUSTERS OF WHITEHALL
           300 ST. ANDREWS ROAD
           COLUMBIA, SC 29210-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
--------------------------------------------------------------------------------------------------------------------------
BRYAN'S CLEANERS & LAUNDRY
DRYCLEAN - USA                    641-170  1,250             09/01/89   02/28/99        0.00                       0.00
                                                                                        9.50       02/01/95   11,874.96
---------------------------------------------------------------------------------------------------------------------------
Available                         641-180  1,250                                        0.00                       0.00
---------------------------------------------------------------------------------------------------------------------------
APPLAUSE CATERING
ANNETTE L. HORTON                 641-190  1,250             05/01/96   05/31/99        6.00       06/01/96    7,500.00
                                                                                        6.50       06/01/97    8,124.00
                                                                                        7.00       06/01/98    8,750.04
---------------------------------------------------------------------------------------------------------------------------
HAIR CAROUSEL
BARBARA POKOTELLO                 641-200  1,000             07/01/95   06/30/97        9.50       05/01/90    9,499.92
---------------------------------------------------------------------------------------------------------------------------
Available                         641-210  1,500                                        0.00                       0.00
---------------------------------------------------------------------------------------------------------------------------
HEAVENLY HAMS
COLUMBIA HAMS INC.                641-220  1,500             05/01/94   04/30/99        0.00                       0.00
---------------------------------------------------------------------------------------------------------------------------
HAIRPORT
PATRICIA ELLISON                  641-230  1,000             07/01/95   06/30/97        9.00       03/01/93    9,000.00
                                                                                        9.50       07/01/95    9,499.92
---------------------------------------------------------------------------------------------------------------------------
PALMETTO ENGRAVERS
MARK DITMEYER                     641-240  1,250             05/01/95   04/30/98        8.00       05/01/95    9,999.96
---------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
BRYAN'S CLEANERS & LAUNDRY
DRYCLEAN - USA                  Full     0    Full      0     Full     0                          0.00        0.00            0
                                                                                                  0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
Available                                0              0              0                          0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
APPLAUSE CATERING
ANNETTE L. HORTON               Full     0    Full      0     Full     0                          0.00        0.00            0
                                                                                                  0.00        0.00            0
                                                                                                  0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
HAIR CAROUSEL
BARBARA POKOTELLO               Full     0    Full      0     Full     0                          0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
Available                                0              0              0                          0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
HEAVENLY HAMS
COLUMBIA HAMS INC.              Full     0    Full      0     Full     0   05/01/96   04/30/99    0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
HAIRPORT
PATRICIA ELLISON                Full     0    Full      0     Full     0                          0.00        0.00            0
                                                                                                  0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
PALMETTO ENGRAVERS
MARK DITMEYER                   Full     0    Full      0     Full     0                          0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  CLUSTERS OF WHITEHALL
           300 ST. ANDREWS ROAD
           COLUMBIA, SC 29210-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
--------------------------------------------------------------------------------------------------------------------------
Available                         641-250  1,250                                        0.00                       0.00
--------------------------------------------------------------------------------------------------------------------------
FLOORCRAFTERS, INC.
FLOORCRAFTERS, INC.               641-260  1,440             03/01/97   02/25/00        8.15       03/01/97   11,736.00
--------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..    61,404                                Current Annual Base Rent    408,048.72
                              Available.     6,625
                              Total.....    68,029

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
Available                                0              0              0                          0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
FLOORCRAFTERS, INC.
FLOORCRAFTERS, INC.             Full     0    Full      0     Full     0                          0.00        0.00            0
-------------------------------------------------------------------------------------- ---------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY

                                [GRAPHIC OMITTED]

St. Andrews Road - Looking West

                                [GRAPHIC OMITTED]

St. Andrews Road - Looking East

                                [GRAPHIC OMITTED]

Subject - Front View

                                [GRAPHIC OMITTED]

Subject - Front View

                                [GRAPHIC OMITTED]

Subject - Front View

                                [GRAPHIC OMITTED]

Subject - Front View Building #2

                                [GRAPHIC OMITTED]

Subject - Side View

                                [GRAPHIC OMITTED]

Subject - Rear View

                                [GRAPHIC OMITTED]

Subject - Rear View

                                [GRAPHIC OMITTED]

Bush River Road - Looking West

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                                CUMBERLAND PLAZA

                           1339 New Smithville Highway
                      McMinnville, Warren County, Tennessee


                                   Prepared by

                             O. Marshall Dodds, MAI

                      Date of Market Study - April 22, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]

                                          April 22, 1997

Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re:  Market Study
     Cumberland Plaza
     1339 New Smithville Highway
     McMinnville, Warren County, Tennessee

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 22, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The subject property consists of a community shopping center that contains 143,951 square feet of leasable area. The center was constructed in 1988. The anchor tenants are Wal-Mart Stores, Food Lion Stores and Dollar General Stores. The subject property is currently 96.87% occupied. The Wal-Mart Sore is unoccupied, but Wal-Mart is continuing to pay rent until April 30, 2008.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary.

                                       Respectfully submitted,

                                       O. MARSHALL DODDS COMPANY, INC.


                                       /s/ O. Marshall Dodds
                                       -------------------------------------
                                       O. Marshall Dodds, MAI
                                       State Certified General
                                       Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

The city of McMinnville and Warren County are located along the foothills of the Cumberland Mountains and are located in the central portion of the state of Tennessee. McMinnville is located approximately 69 miles northwest of Chattanooga, Tennessee; approximately 75 miles southeast of Nashville, Tennessee; and approximately 126 miles southwest of Knoxville, Tennessee. The population of McMinnville was estimated at a 11,194 in 1992 with an estimate of 32,992 for the county. The population for the county is projected to increase to approximately to 34,939 by 2000, which is an increase of approximately 5.9%. Some of the major industries and employers in the area are Carrier Corporation-Commercial Air Conditioning with 1,200 employees; Oster Specialty Products-Shearers & Clippers (651 employees); Magnetek/Century Electric-Electric Motors (920 employees), Bridgestone-Radio Truck & Bus Tires (670 employees).

The unemployment rate for Warren County as of March, 1997 was 6.3 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject neighborhood is located in the north central section of the city of McMinnville around the intersection of U.S. Highway #70S By-Pass and New Smithville Highway. The development within the subject neighborhood is a mixture of commercial and residential properties. Subject property is located on the northwest corner of the intersection of U.S. Highway #70 S By-Pass and New Smithville Highway while the Northgate Plaza Shopping Center is located at the southwest intersection and McMinnville Plaza is located in the southeast corner of this intersection. Northgate Plaza and McMinnville Plaza are older shopping centers being constructed in the late 1960's. There is a new Wal-Mart SuperStore that is located on the southwest corner of U.S. Highway #70S By-Pass and Chancery Street. The Three River's Mall is located in the northeast section of the neighborhood along U.S. Highway #70S By-Pass and Sparta Highway. The major tenants are K-Mart, Kroger Stores, Goody's and J.C. Penny's.

Physical features are as follows:

1.  Size                             19.642 acres or 855,650 SF
2.  Identity                         1339 New Smithville Highway

                                     TMS# 059F-006.00, 007.00, 008.00, 008.01,
                                     010.00

3.  Shape                            Irregular

4.  Topography                       Generally level and on street grade with
                                     New Smithville

                                     Highway

5.  Accessability                    Average
6.  Utilities                        Municipal

Physical Description

Building features are as follows:

1.  Size (net)                          143,951 SF

2.  Layout & Design                     One story - discount store - food store
                                        - drug store - fourteen shops

3.  Parking Spaces                      754

                                        5.24 per 1,000 square feet of net area

4.  Construction                        Brick and glass front with concrete
                                        block on side and rear and metal seam
                                        roof.

Market Position and Marketability Conclusions

Most of the retail development in the city of McMinnville is in subject neighborhood. Evidence of this can be seen with these commercial developments. The new Wal-Mart SuperStore is nearing completion and this store will replace existing Wal-Mart Store in the Cumberland Plaza. The Northgate Plaza Shopping Center was constructed in 1973 and contains approximately 115,108 square feet. Major tenants include Sear's Appliances, Electronics, Lawn and Garden Tools; Heilig-Meyers Furniture Store; Serve A Lot Food Store; Big Lots; Super D Pharmacy. The McMinnville Plaza was constructed in 1966 and contains approximately 203,474 square feet. The occupancy rate is high and estimated to be 98%. This center does not have a major tenant, but a number of small shops and local tenants in several larger stores. The Bi-Lo Shopping Center is located on the west side of the New Smithville Highway at Chancery Street. This center is between subject property and the downtown area. It was constructed in 1985 and contains a total of 47,855 square feet. The major tenants are Bi-Lo and Family Dollar with several smaller shops. The Three Star Mall contains approximately 200,302 square feet. Major tenants include a K-Mart Store, J.C. Penny, Goody's and a Kroger grocery store. There is a Multi-Cinema Theater located adjacent to the shopping center.

The subject property does have a good location, being located at the major intersection in the neighborhood. There are single family dwellings that are located throughout the neighborhood and real residential properties are located north of subject neighborhood. Several multi-family projects are located in the neighborhood as well as an assisted living facility. The McMinnville Plaza has rental rates ranging from $7.00 to $8.50 per square foot. The occupancy rate is approximately 95%. Northgate Shopping Center has rental rates ranging from $3.00 to $5.00 per square foot with the occupancy rate being approximately 85%. The Three Star Mall has average rentals for the shops at $12.00 per square foot with the overall range being from $11.00 to $16.00 per square foot. This center is approximately 97% occupied.

The subject property has fourteen shops and the rental rates range from $6.00 to $11.00 per square foot. The rate for the Dollar General Store is at $2.03 per square foot. The outlets are occupied by Taco Bell and Long John Silver.

The rental rate for the Wal-Mart Store is at $3.45 per square foot while the rate for the Food Lion Store is $6.25 per square foot. The Big B Drug Store is occupying the former Revco Store and the rental rate is $7.00 per square foot.

Trends:

The subject property is located in the north central section of the city of McMinnville. This is an older neighborhood and commercial development has been established around the intersection of New Smithville Highway and U.S. Highway #70S By-Pass. There are older centers here and subject property which was constructed in 1978. The new Wal-Mart Store is being constructed approximately one block west of this intersection. The downtown area of McMinnville is located to the south.

The neighborhood is considered to be stable and it is thought that the stability will be maintained in the future.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES

A   PROPERTY DESCRIPTION

                                               SUBJECT               COMPARABLE 1                    COMPARABLE 2
                                               -------               ------------                    ------------
1.  Identification

    a. Name                             Cumberland Plaza           McMinnville Plaza               Northgate Shopping Center
                                        -----------------------    ----------------------------    ---------------------------
    b. Street                           1339 New Smithville        SEC New Smithville Hwy. &       SWC New Smithville Hwy. &
                                        Hwy.                       US Hwy. #70S Bypass             US Hwy. #70S Bypass
                                        -----------------------    ----------------------------    ---------------------------
    c. City                             McMinnville, TN            McMinnville, TN                 McMinnville, TN
                                        -----------------------    ----------------------------    ---------------------------
    d. Distance from subject            N/A                        Across Street                   Across Street
                                        -----------------------    ----------------------------    ---------------------------
    e. Contact                                                                                     McMinnville Northgate
                                        Edens & Avant, Inc.        Duggin Co.                      Dev. Co.
                                        -----------------------    ----------------------------    ---------------------------
    f. Phone                            803-779-4420               615-473-2370                    615-473-5196

                                        -----------------------    ----------------------------    ---------------------------
2.  Attributes

    a. Year built                       1988                       1966                            1977
                                        -----------------------    ----------------------------    ---------------------------
    b. Net sq. Ft.                      143,951 SF                 203,474                         115,108 SF
                                        -----------------------    ----------------------------    ---------------------------
    c. # building                       1                          1                               1
                                        -----------------------    ----------------------------    ---------------------------
    d. # stories                        1                          1                               1
                                        -----------------------    ----------------------------    ---------------------------
    e. Avg. Floor plate size (SF),
         if office                      N/A                        N/A                             N/A
                                        -----------------------    ----------------------------    ---------------------------
    f. # elevators                      N/A                        N/A                             N/A
                                        -----------------------    ----------------------------    ---------------------------
    g. Parking                          Adequate                   Adequate                        Adequate
                                        -----------------------    ----------------------------    ---------------------------
    h. Construction Type                Brick/Concrete Block       Brick/Concrete Block            Brick/Concrete Block
                                        -----------------------    ----------------------------    ---------------------------
    I.  Vacancy %                       N/A                        2.0%                            15.0%
                                        -----------------------    ----------------------------    ---------------------------
    j.  Anchors, if Retail              Wal-Mart, Food Lion,       Badcock Furniture, Stewart      Heilig-Meyers Furniture,
                                        Big `B Drug                Drug, Trractor Supply Co.       Sears, Jebs
                                        -----------------------    ----------------------------    ---------------------------

                                           COMPARABLE 3
                                           ------------
1.  Identification

    a. Name                              Three Star Mall
                                         ---------------------------
    b. Street                            Sparta Road at US Hwy.
                                         #70S Bypass
                                         ---------------------------
    c. City                              McMinnville, TN
                                         ---------------------------
    d. Distance from subject             2 miles
                                         ---------------------------
    e. Contact                           Continental Development
                                         Co.
                                         ---------------------------
    f. Phone                             601-932-0032

                                         ---------------------------
2.  Attributes

    a. Year built                        1981
                                         ---------------------------
    b. Net sq. Ft.                       200,302
                                         ---------------------------
    c. # building                        1
                                         ---------------------------
    d. # stories                         1
                                         ---------------------------
    e. Avg. Floor plate size (SF),
         if office                       N/A
                                         ---------------------------
    f. # elevators                       N/A
                                         ---------------------------
    g. Parking                           Adequate
                                         ---------------------------
    h. Construction Type                 Brick/Concrete Block
                                         ---------------------------
    I.  Vacancy %                        3.0%
                                         ---------------------------
    j.  Anchors, if Retail               J.C. Penny, Goody's,
                                         K-Mart, Kroger
                                         ---------------------------

Comments:

Subject property and these comparables are located at the same intersection with the exception of Comparable No. 3 which is located approximately 2 miles east. Comparables No. 1 and 2 are older centers and Comparable No. 1 is in need of deferred maintenance. Comparable No. 2 consists primarily of small shops. Comparable No. 3 is a mall is somewhat different from subject. The new Wal-Mart SuperStore has not been shown as a comparable, but it is located approximately 1 block west of subject property.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                          SUBJECT              COMPARABLE 1            COMPARABLE 2               COMPARABLE 3
                                          -------              ------------            ------------               ------------
1.  Asking Rental Rate

     a.  Anchor Space              $3.45 - $7.00             N/A                     N/A                        N/A
                                   ---------------------     -------------------     ----------------------     --------------------
     b.  Shop Space                $6.00 - $11.00            $2.50 - $6.25           $1.65 - $3.00              $9.00 - $11.00
                                   ---------------------     -------------------     ----------------------     --------------------
2.  Lease Type (Gross/Net)         Triple Net                Triple Net              Triple Net                 Triple Net
                                   ---------------------     -------------------     ----------------------     --------------------
3.  Rent Concessions               None                      None                    None                       None
                                   ---------------------     -------------------     ----------------------     --------------------
4.  Effective Rent                 $6.00 - $11.00            $2.50 - $6.25           $1.65 - $3.00              $9.00 - $11.00
                                   ---------------------     -------------------     ----------------------     --------------------
5.  TI Allowance                   None                      None                    None                       None
                                   ---------------------     -------------------     ----------------------     --------------------
6.  Expense Stop                   None                      None                    None                       None
                                   ---------------------     -------------------     ----------------------     --------------------
7.  Length of Lease Term           3 - 5 years (shop)        3 -5 years (shop)       3 - 5 years (shop)         3-5 years (shop)
                                   ---------------------     -------------------     ----------------------     --------------------
8.  Commissions                    5.00% to 7.00%            5.00% to 7.00%          5.00% to 7.00%             5.00% - 7.00%
                                   ---------------------     -------------------     ----------------------     --------------------
9.  Percentage Rent
      (per lease terms)            Wal-Mart, Food Lion,      None                    None                       None
                                   Big `D
                                   ---------------------     -------------------     ----------------------     --------------------
10. Historical Annual
      Absorption/sq.ft.            N/A                       N/A                     N/A                        N/A
                                   ---------------------     -------------------     ----------------------     --------------------
11. Annual Operating Expense
      psf (Including taxes)        N/A                       N/A                     N/A                        N/A
                                   ---------------------     -------------------     ----------------------     --------------------

C.  RANK RELATIVE TO
      SUBJECT

    (inferior, similar, superior)  N/A                       inferior                inferior                   similar
                                   ---------------------     -------------------     ----------------------     --------------------

D. EXPLAIN RANKING/COMMENTS:

Subject property is considered to be superior to Comparables No. 1 and 2. These comparables are in need of deferred maintenance, especially Comparable No. 2. Comparable No. 3 has been ranked as similar, even though it is a mall.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1

                               [GRAPHIC OMITTED]

Name:                          McMinnville Plaza

Location:                      SEC New Smithville Highway & US Hwy. #70S By-Pass
                               McMinnville, TN

Year Built:                    1969 - Ren. in 1992
Total Size:                    203,474 SF
Vacant Space:                    4,069 SF
Vacancy Rate:                     2.00%
Rental Range:                  $2.50 - $6.25 per square foot
Tenant Expenses:               Triple Net

Remarks:

There was one vacant shop. The center does not have large anchor tenants, but mostly small shops. The local owner manages and leases this center.

Comparable Rental No. 2

                               [GRAPHIC OMITTED]

Name:                         Northgate Shopping Center

Location:                     SWC New Summerville Highway & US Hwy. #70S By-Pass
                              McMinnville, TN

Year Built:                   1972
Total Size:                   115,085 SF
Vacant Space:                  17,263 SF
Vacancy Rate:                    15.0%
Rental Range:                 $1.65 to $3.00 per square foot
Tenant Expenses:              Triple Net

Remarks:

This is an older center and is in need of repair. Big Lots and a Sear's Appliance Store are the major tenants.

Comparable Rental No. 3

                               [GRAPHIC OMITTED]

Name:                          Three Star Mall
Location:                      Sparta Road & US Hwy. #70S By-Pass

                               McMinnville, TN

Year Built:                    1981
Total Size:                    200,302 SF
Vacant Space:                    4,006 SF
Vacancy Rate:                      3.0%
Rental Range:                  $9.00 - $11.00 per square foot
Tenant Expenses:               Triple Net

Remarks:

This is not a typical shopping mall as the mall area is small. There are several anchor tenants and these are K-Mart, Kroger, J.C. Penney, Goody's and Dollar General. The Three Star Cinemas are located on an out parcel. This is a successful mall.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                             SUBJECT             COMPARABLE 1             COMPARABLE 2           COMPARABLE 3
                                             -------             ------------             ------------           ------------

1.   Identification

     a. Name                          Cumberland Plaza         Triangle Village         Hampton Plaza          Cunningham Plaza
                                      --------------------     --------------------     -------------------    -------------------
     b. Street Address                1339 New Smithville                               2864 Wilma Rudolph     1610 Fort Campbell
                                      Highway                  912-934 N. Lake Dr.      Blvd.                  Blvd.
                                      --------------------     --------------------     -------------------    -------------------
     c. City                          McMinnville, TN          Lexington, SC            Clarksville, TN        Clarksville, TN
                                      --------------------     --------------------     -------------------    -------------------
     d. Distance from Subject         N/A                      60 miles                 510 miles              510 miles
                                      --------------------     --------------------     -------------------    -------------------
2.  Attributes

     a. Year Built                    1987                     1985                     1987                   1987
                                      --------------------     --------------------     -------------------    -------------------
     b. Net sq. feet                  143,951 SF               115,754 SF               189,302 SF             140,744 SF
                                      --------------------     --------------------     -------------------    -------------------
     c. # Buildings                   1                        1                        1                      1
                                      --------------------     --------------------     -------------------    -------------------
     d. # of Stories                  1                        1                        1                      1
                                      --------------------     --------------------     -------------------    -------------------
     e. Vacancy %                     N/A                      3.24%                    0%                     11.23%
                                      --------------------     --------------------     -------------------    -------------------
3.  Sales Information

     a. Sales Price                   N/A                      $4,489,380               $6,150,000             $5,025,000
                                      --------------------     --------------------     -------------------    -------------------
     b. Sales Price PSF               N/A                      $38.78                   $32.49                 $35.70
                                      --------------------     --------------------     -------------------    -------------------
     c. Date                          N/A                      01-31-95                 12-26-95               12-26-95
                                      --------------------     --------------------     -------------------    -------------------
     d. NOI at time of Sale           N/A                      $480,919                 $723,627               $667,043
                                      --------------------     --------------------     -------------------    -------------------
     e. Cap. Rate                     N/A                      10.71%                   12.25%                 13.27%
                                      --------------------     --------------------     -------------------    -------------------
4.  Rank Relative to Subject
    (inferior, similar, superior)     N/A                      superior                 similar                similar
                                      --------------------     --------------------     -------------------    -------------------

                                          COMPARABLE 4
                                          ------------
1.   Identification

     a. Name                            Barnwell Plaza
                                        ---------------------
     b. Street Address                  1019 Dunbarton Blvd.

                                        ---------------------
     c. City                            Barnwell, SC
                                        ---------------------
     d. Distance from Subject           400 miles
                                        ---------------------
2.  Attributes

     a. Year Built                      1985
                                        ---------------------
     b. Net sq. feet                    70,725 SF
                                        ---------------------
     c. # Buildings                     1
                                        ---------------------
     d. # of Stories                    1
                                        ---------------------
     e. Vacancy %                       9.00%
                                        ---------------------
3.  Sales Information

     a. Sales Price                     $2,860,620
                                        ---------------------
     b. Sales Price PSF                 $40.45
                                        ---------------------
     c. Date                            01-31-95
                                        ---------------------
     d. NOI at time of Sale             $330,327
                                        ---------------------
     e. Cap. Rate                       11.55%
                                        ---------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)      similar
                                        ---------------------

Explain Ranking/Comments:

These shopping centers are similar to subject. The centers were built about the same time as subject property, but the size of the centers varies as to the size of subject. These comparables were anchored with Wal-Mart stores such as subject and the rental rates for the Wal-Mart stores were about the same as subject. The location of subject is considered similar to the locations of these comparables. However, comparable No. 1 is located in a growth area and is thought to be superior. Wal-Mart has or will move out of these centers into new superstores located nearby.

Comparable Sale No. 1

                               [GRAPHIC OMITTED]

TMS:
Name:                       Triangle Village
Location:                   U.S. 378 & North Lake Drive (SC#6)
                            Lexington, SC
Grantor:                    1994 N1 SC Associates
Grantee:                    Tri Centers, LP
Deed Reference:             Book 3260, Page 199
Date:                       January 31, 1995
Sales Price:                $4,489,380
Adjusted Sales Price:       $4,489,380
Size building               115,754
Sales Price per S.F.:       $38.78
Size Land (Acres):          12.51
Size Land (S.F.):           544,936
Year Built:                 1985
Land/Building Ratio:        4.71 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $607,469
Effective Gross Income:     $607,469
Gross Income Multiple:      7.39
EGIM:                       7.39
Net Operating Income:       $480,919
Overall Rate:               10.71%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This center is anchored by Wal-Mart (65,904 SF) and Food Lion (25,000 SF) and there are 7 local shops totaling 24,850 SF (21.5 percent). At the time of sale, the center was 98.7 percent occupied with only 2,000 SF vacant. Wal-Mart has a base rent of $3.55 and the lease expires 11/05. Currently, Wal-Mart is paying about $0.50 per SF overage rent and Wal-Mart is expected to leave the center in the near future as no expansion room is available. The estimated cap rate excludes potential overage rent form Wal-Mart and only excludes income from the 2,000 SF vacant bay. Projected expenses include $0.10 per SF reserves. The center is masonry with brick front and metal mansard canopy roof and in average condition. No outparcels were included with this sale.

Comparable Sale No. 2

                               [GRAPHIC OMITTED]

TMS:
Name:                       Hampton Plaza
Location:                   2864 Wilma Rudolph Boulevard
                            Clarksville, TN
Grantor:                    Aetna Life Insurance Company
Grantee:                    Hampton II, LP
Deed Reference:             Book 580, Page 1793
Date:                       December 26, 1995
Sales Price:                $6,150,000
Adjusted Sales Price:       $6,150,000
Size building:              189,302
Sales Price per S.F.:       $32.49
Size Land (Acres):          23.24
Size Land (S.F.):           1,012,334
Year Built:                 1987
Land/Building Ratio:        5.35 to 1
Utilities:                  All Available
Zoning:                     C-3, Shopping Center District
Financing:                  Cash to Seller
Gross Potential Income:     $966,102
Effective Gross Income:     $937,119
Gross Income Multiple:      6.37
EGIM:                       6.56
Net Operating Income:       $753,627
Overall Rate:               12.25%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a community shopping center with Wal-Mart as a major tenant prior to a new Wal-Mart Superstore being built on the same block. While Wal-Mart remains liable for the lease, the store is vacant. The remainder of the center is occupied.

Comparable Sale No. 3

                               [GRAPHIC OMITTED]

Name:                       Cunningham Plaza
Location:                   1610 Fort Campbell Boulevard
                            Clarksville, TN
Grantor:                    Aetna Life Insurance Company
Grantee:                    Cunningham II, LP
Deed Reference:             Book 580, Page 1748
Date:                       December 26, 1995
Sales Price:                $5,025,000
Adjusted Sales Price:       $5,025,000
Size building:              140,744
Sales Price per S.F.:       $35.70
Size Land (Acres):          23.13
Size Land (S.F.):           1,007,543
Year Built:                 1987
Land/Building Ratio:        7.16 to 1
Utilities:                  All Available
Zoning:                     C-5, Arterial Commercial District
Financing:                  Cash to Seller
Gross Potential Income:     $841,808
Effective Gross Income:     $816,554
Gross Income Multiple:      5.97
EGIM:                       6.15
Net Operating Income:       $667,043
Overall Rate:               13.27%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a community shopping center. Wal-Mart was the major tenant, but is now occupying a new superstore in the same block. Wal-Mart Furniture store is occupying the store. Other shops are occupied.

Comparable Sale No. 4

                               [GRAPHIC OMITTED]

TMS:
Name:                       Barnwell Plaza
Location:                   1019 Dunbarton Boulevard
                            Barnwell, SC
Grantor:                    1994 N1 SC Associates, LP
Grantee:                    Tri Centers, LP
Deed Reference:             Book 282, Page 137
Date:                       January 31, 1995
Sales Price:                $2,860,620
Adjusted Sales Price:       $2,860,620
Size building               70,725
Sales Price per S.F.:       $40.45
Size Land (Acres):          11.28
Size Land (S.F.):           491,357
Year Built:                 1985
Land/Building Ratio:        6.95 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $399,045
Effective Gross Income:     $399,045
Gross Income Multiple:      7.17
EGIM:                       7.17
Net Operating Income:       $330,327
Overall Rate:               11.55%
Verification:               Purchaser
Type of Purchaser:          Private Investor

Comments:

This is a good quality community shopping center located in the town of Barnwell in Barnwell County (pop. 20,000) in western South Carolina. Approximately 91% of the center was comprised of anchor space, including Wal-Mart (34,875 SF), Food Lion (21,000 SF) and Revco Drugs (8,450 SF). The income and expense data here is based on the center's actual performance at the time of sale, and include approximately $0.50 SF in overage rents from Wal-Mart and $0.10 SF in reserves.

ADDENDA

o    Comparables Rental Map
o    Comparables Sales Map
o    Building Layout
o    Rent Roll
o    Photographs of Subject

                                [GRAPHIC OMITTED]

                             Comparable Rentals Map

                                [GRAPHIC OMITTED]

                               Improved Sales Map

                                [GRAPHIC OMITTED]

                                   Site Plan

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  CUMBERLAND PLAZA
           1339 SMITHVILLE HIGHWAY
           MCMINNVILLE, TN 37110
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
WAL-MART #668
WAL-MART STORES, INC.            700-10   65,930             06/01/88   04/30/08         3.45      06/01/88  227,458.56
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
-------------------------------------------------------------------------------------------------------------------------
CATO #155
THE CATO CORPORATION             700-20    4,000             02/01/88   01/31/99         8.00      01/01/96   32,000.04
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
-------------------------------------------------------------------------------------------------------------------------
Available                        700-30    3,000                                         0.00                      0.00
-------------------------------------------------------------------------------------------------------------------------
CEDAR HOME HEALTH CARE
MID-STATE MEDICAL OXYGEN & EQ    700-40    2,500             08/01/94   10/31/99         8.26      11/01/95   20,652.00
                                                                                         8.51      11/01/96   21,276.00
                                                                                         8.76      11/01/97   21,900.00
                                                                                         9.03      11/01/98   22,572.00
-------------------------------------------------------------------------------------------------------------------------
SHOWCASE TV RENTAL
SHOWCASE TV & APPLIANCE RENTA    700-50    2,000             11/01/95   10/31/00         8.07      11/01/95   16,140.00
                                                                                         8.40      11/01/98   16,800.00
-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
WAL-MART #668
WAL-MART STORES, INC.           Full     0    None       0    Full     0   05/01/08   04/30/13     3.45       0.75  25,071,040
                                                                           05/01/13   04/30/18     3.45       0.75           0
                                                                           05/01/18   04/30/23     3.45       0.75           0
                                                                           05/01/23   04/30/28     3.45       0.75           0
                                                                           05/01/28   04/30/33     3.45       0.75           0
                                                                           05/01/33   04/30/38     3.45       0.75           0
------------------------------------------------------------------------------------------------------------------------------------
CATO #155
THE CATO CORPORATION            Full     0    Full       0    Full     0   02/01/94   01/31/99     8.00       5.00     241,666
                                                                           02/01/99   01/31/04     9.00       5.00     640,000   Y
                                                                                                   0.00       5.00           0   Y
------------------------------------------------------------------------------------------------------------------------------------
Available                                0               0             0                           0.00       0.00           0
------------------------------------------------------------------------------------------------------------------------------------
CEDAR HOME HEALTH CARE
MID-STATE MEDICAL OXYGEN & EQ   Full     0    Full       0    Full     0   11/01/99   10/31/04     9.75       0.00           0
                                                                                                   0.00       0.00           0
                                                                                                   0.00       0.00           0
                                                                                                   0.00       0.00           0
------------------------------------------------------------------------------------------------------------------------------------
SHOWCASE TV RENTAL
SHOWCASE TV & APPLIANCE RENTA   Full     0    Full       0    Full     0   11/01/00   10/31/05     0.00       3.00     375,000
                                                                                                   0.00       3.00     475,000
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  CUMBERLAND PLAZA
           1339 SMITHVILLE HIGHWAY
           MCMINNVILLE, TN 37110
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
MEGA VIDEO
GLENN E. KILGORE                 700-60    8,000             07/01/90   06/30/97         6.00      01/01/96   48,000.00
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
Available                        700-70    1,500                                         0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
FABULOUS FRED'S HAIR CARE CTR
FABULOUS FRED'S, INC.            700-80    1,200             12/01/94   11/30/97         8.76      12/01/94   10,512.00
                                                                                         9.02      12/01/95   10,824.00
                                                                                         9.29      12/01/96   11,148.00
------------------------------------------------------------------------------------------------------------------------
CHINA HOUSE
LIQUO YANG                       700-90    1,200             08/01/93   12/31/98         6.50      01/01/94    7,800.00
                                                                                         7.00      01/01/97    8,400.00
------------------------------------------------------------------------------------------------------------------------
HOLLANDS JEWELRY
RONALD HOLLAND                   700-100   1,200             01/01/97   12/31/99         9.25      01/01/96   11,100.00
                                                                                         9.50      01/01/98   11,400.00
                                                                                         9.75      01/01/99   11,700.00
------------------------------------------------------------------------------------------------------------------------
LADIES WORKOUT EXPRESS
LADIES WORKOUT EXPRESS OF GEO    700-110   1,200             04/01/97   03/31/02         8.00      05/01/97    9,600.00
------------------------------------------------------------------------------------------------------------------------
SUBWAY #5341
SUBWAY RESTAURANTS, INC. #534    700-120   1,200             12/01/88   11/30/98        11.00      12/01/88   13,200.00
                                                                                         0.00                      0.00
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
MEGA VIDEO
GLENN E. KILGORE                Full     0    Full       0    Full     0   07/01/95   06/30/97     6.00       5.00     960,000    Y
                                                                           07/01/97   06/30/00     6.25       5.00           0    Y
                                                                                                   0.00       5.00           0    Y
------------------------------------------------------------------------------------------------------------------------------------
Available                                0               0             0                           0.00       0.00           0
------------------------------------------------------------------------------------------------------------------------------------
FABULOUS FRED'S HAIR CARE CTR
FABULOUS FRED'S, INC.           Full     0    Full       0    Full     0                           0.00       5.00     210,220    Y
                                                                                                   0.00       5.00     216,500    Y
                                                                                                   0.00       5.00     223,000    Y
------------------------------------------------------------------------------------------------------------------------------------
CHINA HOUSE
LIQUO YANG                      Full     0    Full       0    Full     0   01/01/99   12/31/04     7.50       0.00           0
                                                                                                   0.00       0.00           0
------------------------------------------------------------------------------------------------------------------------------------
HOLLANDS JEWELRY
RONALD HOLLAND                  Full     0    Full       0    Full     0                           0.00       0.03     400,000
                                                                                                   0.00       0.03           0
                                                                                                   0.00       0.03           0
------------------------------------------------------------------------------------------------------------------------------------
LADIES WORKOUT EXPRESS
LADIES WORKOUT EXPRESS OF GEO   Full     0    Full       0    Full     0                           0.00       0.00           0
------------------------------------------------------------------------------------------------------------------------------------
SUBWAY #5341
SUBWAY RESTAURANTS, INC. #534   Full     0    Full       0    Full     0   12/01/93   11/30/95    10.25       5.00      34,375
                                                                           12/01/95   11/30/98    11.00       5.00     275,000
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  CUMBERLAND PLAZA
           1339 SMITHVILLE HIGHWAY
           MCMINNVILLE, TN 37110
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
SUBWAY #5341
SUBWAY RESTAURANTS, INC. #534    700-120   1,200             12/01/88   11/30/98         0.00                      0.00
                                                                                         0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
MCKENZIE CHECK ADVANCE, LLC
NATIONAL CASH ADVANCE #336       700-130   1,600             03/01/96   02/28/99         9.00      03/01/96   14,400.00
                                                                                         9.50      03/01/97   15,200.04
                                                                                        10.00      03/01/98   16,000.08
------------------------------------------------------------------------------------------------------------------------
ASSOCIATES FINANCIAL SERVICES
ASSOCIATED FINANCIAL SERVICES    700-140   1,600             04/01/89   03/31/99        10.50      01/01/96   16,800.00
                                                                                         0.00                      0.00

------------------------------------------------------------------------------------------------------------------------
REVCO #1373
F/K/A/ BIG B, INC. #381          700-150   8,500             12/01/88   11/30/98         7.00      01/01/96   59,499.96
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
FOOD LION #688
FOOD LION, INC.                  700-160  29,000             04/09/89   04/30/09         6.21      04/01/89  180,000.00
                                                                                         6.25      04/01/90  181,250.04
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
DOLLAR GENERAL
DOLGENCORP, INC.                 700-170  10,321             07/01/93   06/30/98         2.03      01/01/96   21,000.00
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
SUBWAY #5341
SUBWAY RESTAURANTS, INC. #534   Full     0    Full       0    Full     0   12/01/98   11/30/03     0.00       5.00           0
                                                                                                   0.00       5.00           0
------------------------------------------------------------------------------------------------------------------------------------
MCKENZIE CHECK ADVANCE, LLC
NATIONAL CASH ADVANCE #336      Full     0    Full       0    Full     0                           0.00       0.00           0
                                                                                                   0.00       0.00           0
                                                                                                   0.00       0.00           0
------------------------------------------------------------------------------------------------------------------------------------
ASSOCIATES FINANCIAL SERVICES
ASSOCIATED FINANCIAL SERVICES   Full     0    Full       0    Full     0   04/01/94   03/31/99    10.50       0.00           0
                                                                           04/01/99   03/31/04     0.00       0.00           0
                                                                                                   0.00       0.00           0
------------------------------------------------------------------------------------------------------------------------------------
REVCO #1373
F/K/A/ BIG B, INC. #381         Full     0    Full       0    Full     0   12/01/93   11/30/98     7.00       2.00     478,125
                                                                           12/01/98   11/30/03     7.50       2.00           0    Y
                                                                           12/01/03   11/30/08     8.00       2.00           0    Y
------------------------------------------------------------------------------------------------------------------------------------
FOOD LION #688
FOOD LION, INC.                 Full     0    PRS     1990    Fixed    0   05/01/09   04/30/14     6.21       1.00  18,000,000    Y
                                                                           05/01/14   04/30/19     6.21       1.00  18,125,000    Y
                                                                           05/01/19   04/30/24     6.21       1.00           0    Y
                                                                           05/01/24   04/30/29     6.21       1.00           0    Y
------------------------------------------------------------------------------------------------------------------------------------
DOLLAR GENERAL
DOLGENCORP, INC.                Full     0    Full       0    Full     0                           0.00       3.00     700,000    Y
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  CUMBERLAND PLAZA
           1339 SMITHVILLE HIGHWAY
           MCMINNVILLE, TN 37110
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
TACO BELL                        700-180       0             05/01/89   04/30/09         0.00      05/01/89   51,999.96
                                                                                         0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
LONG JOHN SILVERS
JERRICO, INC.                    700-190       0             06/09/88   06/30/08         0.00      01/01/96   27,600.00
                                                                                         0.00                      0.00
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
TACO BELL                       Full     0    None       0    None     0   05/01/09   04/30/14     0.00       4.00     554,166
                                                                           05/01/14   04/30/19     0.00       4.00     950,000
------------------------------------------------------------------------------------------------------------------------------------
LONG JOHN SILVERS
JERRICO, INC.                   None     0    None       0    None     0   07/01/08   06/30/13     0.00       0.00           0
                                                                           07/01/13   06/30/18     0.00       0.00           0
------------------------------------------------------------------------------------------------------------------------------------
               Square Feet: Occupied..   139,451                            Current Annual Base Rent    730,072.56
                            Available.     4,500
                            Total.....   143,951

PHOTOGRAPHS OF SUBJECT PROPERTY

                                [GRAPHIC OMITTED]

U.S. Highway #705 Looking East

                                [GRAPHIC OMITTED]

U.S. Highway #705 Looking West

                                [GRAPHIC OMITTED]

New Smithville Highway Looking North

                                [GRAPHIC OMITTED]

New Smithville Highway Looking South

                                [GRAPHIC OMITTED]

Entance From New Springville Highway

                                [GRAPHIC OMITTED]

Front And Side View Of Vacant Wal-Mart Store

                                [GRAPHIC OMITTED]

Subject Front View

                                [GRAPHIC OMITTED]

Subject Front View

                                [GRAPHIC OMITTED]

Subject Front View

                                [GRAPHIC OMITTED]

Subject Front View

                                [GRAPHIC OMITTED]

Subject Front View

                                [GRAPHIC OMITTED]

Subject Front And Side View

                                [GRAPHIC OMITTED]

Subject Rear View Of Vacant Wal-Mart

                                [GRAPHIC OMITTED]

Subject Rear View

                                [GRAPHIC OMITTED]

Subject Rear View

                                [GRAPHIC OMITTED]

Subject Rear View

                                [GRAPHIC OMITTED]

Subject Rear View

                                [GRAPHIC OMITTED]

Subject Rear View

                                [GRAPHIC OMITTED]

Subject Rear View

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                                  HAMPTON PLAZA

                            2864 Wilma Rudolph Blvd.
                    Clarksville, Montgomery County, Tennessee

                                   Prepared by

                             O. Marshall Dodds, MAI

                      Date of Market Study - April 23, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]

                                                                  April 23, 1997

Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re:  Market Study
     Hampton Plaza
     2864 Wilma Rudolph Blvd.
     Clarksville, Montgomery County, Tennessee

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 23, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The subject property consists of a community shopping center that contains 189,302 square feet of leasable area. The center was constructed in 1988. The major tenants are Wal-Mart Stores, Central Tractor Farm & Country Store, Once Upon A Child/Play It AGA, Michaels Arts & Crafts H.H. Gregg. The subject property is currently 97.37% occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary.

                                          Respectfully submitted,

                                          O. MARSHALL DODDS COMPANY, INC.


                                          /s/ O. Marshall Dodds
                                          -------------------------------------
                                          O. Marshall Dodds, MAI
                                          State Certified General
                                          Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

The city of Clarksville and Montgomery County are located in the north central portion of the state of Tennessee at the Kentucky/Tennessee state line. Clarksville is located 46 miles northwest of Nashville, Tennessee; 171 miles southwest of Louisville, Kentucky; and 95 miles south of Evansville, Indiana. The 1995 census reported the population in the city to be 89,243 and in the county to be 114,515. The population of the county is projected to increase to approximately 129,991 by 2000 and to approximately 147,339 by 2005. Some of the major employers are Trane Company-HVAC Equipments-1,600 employees, Jostens Printing and Publishing Division-yearbooks and commercial printing-770 employees; and Quebecor Printer-Clarksville-magazines-750 employees. The Fort Campbell Military Reservation is located in the northern portion of Clarksville and Montgomery County. There are more than 21,650 military personnel stationed at Ft. Campbell representing an annual payroll exceeding approximately $900,000,000. The city of Clarksville and Montgomery County have a stable and diversified economic base and have experienced commercial and residential growth in recent years.

The unemployment rate for Montgomery County was 4.3 percent and the SMA was 4.7 percent.

Neighborhood and Site

The subject neighborhood is located in the northeastern section of the city of Clarksville, around the intersection of Interstate 24 and Wilma Rudolph Boulevard. The development within the subject neighborhood is a mixture of commercial, industrial and residential properties. This section has been the fastest growing area in the city during the past several years. A number of motels, fast food restaurants and convenient markets/self-service gasoline stations have developed around the intersection of I-24 and Wilma Rudolph Boulevard. The major developments in the neighborhood would be the Governor's Square Mall, Hampton Plaza, and K-Mart Plaza. There is a new Wal-Mart SuperStore that is located adjacent to Hampton Plaza which is subject property. The downtown area of Clarksville is located to the southwest of subject neighborhood by approximately three miles.

Physical features are as follows:

1.  Size                 23.244 acres or 1,012,509 SF
2.  Identity             2864 Wilma Rudolph Boulevard
                         TMS# 032-013.06
3.  Shape                Irregular
4.  Topography           Generally level, but sits slightly above street grade
                         from Wilma Rudolph Boulevard
5.  Accessability        Good
6.  Utilities            Municipal

Physical Description

Building features are as follows:

1.  Size (net)           189,302 SF
2.  Layout & Design      One story - discount store - large retail store -
                         fifteen shops
3.  Parking Spaces       1,425
                         7.53 per 1,000 square feet of net area
4.  Construction         Brick and glass front with concrete block on side
                         and rear and metal seam roof.

Market Position and Marketability Conclusions

The subject property is located in a fast growing neighborhood for the City of Clarksville. A number of commercial developments have occurred Wilma Rudolph Boulevard over the past ten years. Subject property was completed in 1988 and contains 189,302 square feet. The Governor's Square Shopping Mall was completed in 1986 and contains approximately 1,046,974 square feet. The anchor tenants are Dillard's (107,283 SF), Goody's Family Clothing (49,577 SF), J.C. Penny (49,593
SF), Parks-Belk Department Store (90,915 SF), Parks-Belk Department Store II (30,932 SF) and Sear's (86,883 SF). The Austin Square was completed in 1993 and this center contains 322,425 square feet. The anchor tenants are K-Mart and Lowe's Improvement Stores with other tenants such as Shoe Carnival, People Security Finance, Physical Therapy, Satellite Electronics, Haye's Shoes and Express Town. A new Wal-Mart SuperStore was completed in 1995 and is adjacent to subject property. After Wal-Mart vacated the store in Hampton Plaza, Sam's Club moved in to occupy this store.

The subject property is located along Wilma Rudolph Boulevard with these other developments in subject neighborhood. The Northpark Plaza is located on Fort Campbell Boulevard and has rental rates ranging from $7.00 to $8.50 per square foot. The Cunningham Plaza is located on Fort Campbell Boulevard and has rental rates ranging from $7.00 to $12.00 per square foot. Austin Square is located on Wilma Rudolph Boulevard with the rental rates for the shops ranging from $9.00 to $10.50 per square foot. The Clarksville Commons is located on the southeast corner of Madison Street and Ashland City Road and the rental rates are ranging from $10.25 to $11.75 per square foot. The Austin Square is located in subject neighborhood, but the other centers are located in another neighborhood in Clarksville. The rental rates in Governor's Square Mall are unknown at this time, but the occupancy rate is approximately 93%.

The subject property has fifteen shops and the rental rates range from $5.00 per square foot to $10.00 per square foot. The rental rates for the major tenants range from $3.00 per square foot for the Central Tractor Farm & Country Store to $5.50 per square foot for Michael's Arts & Crafts. The Wal-Mart Store has a rental rate of $3.45 per square foot. As has been previously mentioned the Wal-Mart Store is now occupied by Sam's Club as a leased term expires on January 31, 2008. The owners have negotiated a lease with Books-A-Million for a store to be built on the outlot. The size is 20,000 square feet for ten years at $7.25 per square feet.

Trends:

The subject property is located in the northeast section of the city of Clarksville and this has been the fastest growing neighborhood in the city over the past ten years. Evidence of this can be seen with the development of commercial properties along Wilma Rudolph Boulevard.

The neighborhood is currently in a growth period as the growth is continuing and will probably stabilize within the next few years.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I. COMPARABLE PROPERTIES
A  PROPERTY DESCRIPTION

                                    SUBJECT           COMPARABLE 1        COMPARABLE 2         COMPARABLE 3         COMPARABLE 4
                                    -------           ------------        ------------         ------------         ------------
1. Identification
   a. Name                   Hampton Plaza        Northpark Plaza      Cunningham Place     Austin Square        Clarksville Commons
                             -------------------  -------------------  -------------------  -------------------  -------------------
   b. Street                 2864 Wilma Rudolph   SWC Ft. Campbell     NWC Ft. Campbell
                             Blvd.                Blvd. & Cunningham   Blvd. & Cunningham   2710 Wilma Rudolph   SEC Madison Street
                                                  Lane                 Lane                 Blvd.                & Ashland City Rd.
                             -------------------  -------------------  -------------------  -------------------  -------------------
   c. City                   Clarksville, TN      Clarksville, TN      Clarksville, TN      Clarksville, TN      Clarksville, TN
                             -------------------  -------------------  -------------------  -------------------  -------------------
   d. Distance from subject  N/A                  5 miles              5 miles              1/2 miles            4 miles
                             -------------------  -------------------  -------------------  -------------------  -------------------
   e. Contact                Edens & Avant, Inc.  EHM Commercial                            J & W Management     CHM Commercial
                                                  Properties           Edens & Avant, Inc.  Corp.                Properties
                             -------------------  -------------------  -------------------  -------------------  -------------------
   f. Phone                  803-779-4420         615-648-4700         803-779-4420         212-265-6600         615-648-4700
                             -------------------  -------------------  -------------------  -------------------  -------------------
2. Attributes
   a. Year built             1988                 1973                 1987                 1993                 1990
                             -------------------  -------------------  -------------------  -------------------  -------------------
   b. Net sq. Ft.            189,302              100,325              149,744              322,425              44,000
                             -------------------  -------------------  -------------------  -------------------  -------------------
   c. # building             1                    1                    1                    1                    1
                             -------------------  -------------------  -------------------  -------------------  -------------------
   d. #stories               1                    1                    1                    1                    1
                             -------------------  -------------------  -------------------  -------------------  -------------------
   e. Avg. Floor plate size
       (SF), if office       N/A                  N/A                  N/A                  N/A                  N/A
                             -------------------  -------------------  -------------------  -------------------  -------------------
   f. # elevators            N/A                  N/A                  N/A                  N/A                  N/A
                             -------------------  -------------------  -------------------  -------------------  -------------------
   g. Parking                Adequate             Adequate             Adequate             Adequate             Adequate
                             -------------------  -------------------  -------------------  -------------------  -------------------
   h. Construction Type      Brick/Concrete       Brick/Concrete       Brick/Concrete       Brick/Concrete       Brick/Concrete
                             Block                Block                Block                Block                Block
                             -------------------  -------------------  -------------------  -------------------  -------------------
   I. Vacancy %              2.63%                0%                   0%                   43.0%                3.80%
                             -------------------  -------------------  -------------------  -------------------  -------------------
   j. Anchors, if Retail     Wal-Mart, Michaels   Food Lion, Big B     Wal-Mart, Winn-
                             Arts & Crafts        Drugs                Dixie                K-Mart, Lowe's       Food Lion
                             -------------------  -------------------  -------------------  -------------------  -------------------

Comments:

Comparable No. 3 is located on Wilma Rudolph Boulevard just as subject. The rental rates for the Governor's Square Mall are unknown. Comparables No. 1 and 2 are located on Fort Campbell Boulevard, whereas, Comparable No. 4 on Madison Street. Comparable No. 2 is similar to subject, in that, a Wal-Mart SuperStore was built adjacent to this center and Wal-Mart vacated the premises, but is continuing to pay rent. Comparable No. 3 does have a high vacancy rate at this time.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B. RENTAL INFORMATION

                                             SUBJECT          COMPARABLE 1      COMPARABLE 2       COMPARABLE 3      COMPARABLE 4
                                             -------          ------------      ------------       ------------      ------------
1. Asking Rental Rate
   a. Anchor Space                      $3.00 - $5.50       N/A               N/A                N/A
                                        ------------------  ----------------  -----------------  ----------------  ----------------
   b. Shop Space                        $5.00 - $10.00      $7.00 - $8.50     $7.50 - $12.00     $9.00 - $10.50    $10.25 - $11.75
                                        ------------------  ----------------  -----------------  ----------------  ----------------
2. Lease Type (Gross/Net)               Triple Net          Triple Net        Triple Net         Triple Net        Triple Net
                                        ------------------  ----------------  -----------------  ----------------  ----------------
3. Rent Concessions                     None                None              None               None              None
                                        ------------------  ----------------  -----------------  ----------------  ----------------
4. Effective Rent                       $5.00 - $10.00      $7.00 - $8.50     $7.50 - $12.00     $9.00 - $10.50    $10.25 - $11.75
                                        ------------------  ----------------  -----------------  ----------------  ----------------
5. TI Allowance                         None                None              None               None              None
                                        ------------------  ----------------  -----------------  ----------------  ----------------
6. Expense Stop                         None                None              None               None              None
                                        ------------------  ----------------  -----------------  ----------------  ----------------
7. Length of Lease Term                 3-5 years (shop)    3-5 years (shop)  3-5 years (shop)   3-5 years (shop)  3-5 years (shop)
                                        ------------------  ----------------  -----------------  ----------------  ----------------
8. Commissions                          5.00% to 7.00%      5.00% to 7.00%    5.00% to 7.00%     5.00% - 7.00%     5.00% - 7.00%
                                        ------------------  ----------------  -----------------  ----------------  ----------------
9. Percentage Rent
   (per lease terms)
                                                            Big B Drugs,      Winn-Dixie,
                                        Michaels, Wal-Mart  Food Lion         Wal-Mart           K-Mart, Lowe's    Food Lion
                                        ------------------  ----------------  -----------------  ----------------  ----------------
10. Historical Annual
      Absorption/sq.ft.                 N/A                 N/A               N/A                N/A               N/A
                                        ------------------  ----------------  -----------------  ----------------  ----------------
11. Annual Operating Expense
      psf (Including taxes)             N/A                 N/A               N/A                N/A               N/A
                                        ------------------  ----------------  -----------------  ----------------  ----------------

C. RANK RELATIVE TO
     SUBJECT
   (inferior, similar, superior)        N/A                 similar           similar            similar           similar
                                        ------------------  ----------------  -----------------  ----------------  ----------------

D. EXPLAIN RANKING/COMMENTS:

Subject property is considered to be similar to all of these comparables. Comparable No. 2 is especially comparable as it was built about the same time as subject with Wal-Mart as the major tenant. The rental rates for these centers are approximately the same as with subject. The Books-A-Million Store for subject property will be located on an outlot. The size of this store is 20,000 SF with a ten-year lease at $7.25 per square foot on a triple net basis.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1

                               [GRAPHIC OMITTED]

Name:                          Northpark Plaza
Location:                      SWC Fort Campbell Boulevard & Cunningham Lane
                               Clarksville, TN
Year Built:                    1975
Total Size:                    100,325 SF
Vacant Space:                    1,875 SF
Vacancy Rate:                      1.87%
Rental Range:                  $7.00 - $8.50 per square foot
Tenant Expenses:               Triple Net

Remarks:

There were two vacant shops and one large store which was formerly occupied by Drug For Less. This tenant occupied 22,000 SF and continues to pay rent. There is only one shop (1,875) available for lease.

Comparable Rental No. 2

                               [GRAPHIC OMITTED]

Name:                            Cunningham Place
Location:                        NWC Fort Campbell Boulevard & Cunningham Lane
                                 Clarksville, TN
Year Built:                      1987
Total Size:                      149,744 SF
Vacant Space:                          0 SF
Vacancy Rate:                           0%
Rental Range:                    $7.50 - $12.00 per square foot
Tenant Expenses:                 Triple Net

Remarks:

This is a community center with Wal-Mart as the anchor. However, Wal-mart has vacated the store and moved to a new super Wal-Mart Store in the same block. Wal-Mart continues to pay rent.

Comparable Rental No. 3

                               [GRAPHIC OMITTED]

Name:                             Austin Square
Location:                         2710 Wilma Rudolph Boulevard
                                  Clarksville, TN
Year Built:                       1993
Total Size:                       322,425 SF
Vacant Space:                     138,643 SF
Vacancy Rate:                          43.0%
Rental Range:                     $9.00 - $10.50 per square foot for the shops
Tenant Expenses:                  Triple Net

Remarks:

This is a center that is anchored by K-Mart and Lowe's. This center is experiencing high vacancy rate at this time.

Comparable Rental No. 4

                               [GRAPHIC OMITTED]

Name:                             Clarksville Commons
Location:                         SEC Madison Street & Ashland City Road
                                  Clarksville, TN
Year Built:                       1990
Total Size:                       44,000 SF
Vacant Space:                      1,672 SF
Vacancy Rate:                          3.80%
Rental Range:                     $10.25 - $11.75 per square foot for the shops
Tenant Expenses:                  Triple Net

Remarks:

This is a neighborhood center with Food Lion as the major tenant. It is located adjacent to a K-Mart Store.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II. SALES COMPARABLE

                                          SUBJECT        COMPARABLE 1       COMPARABLE 2       COMPARABLE 3        COMPARABLE 4
                                          -------        ------------       ------------       ------------        ------------
 1. Identification
    a. Name                        Hampton Plaza       Triangle Village   Barnwell Plaza     Cunningham Plaza    Cumberland Plaza
                                   ------------------  -----------------  -----------------  ------------------  ------------------
    b. Street Address              2864 Wilma Rudolph  912-934 N.         1019 Dunbarton     1610 Fort Campbell  209 New Smithville
                                   Blvd.               Lake Dr.           Blvd.              Blvd.               Hwy.
                                   ------------------  -----------------  -----------------  ------------------  ------------------
    c. City                        Clarksville, TN     Lexington, SC      Barnwell, SC       Clarksville, TN     McMinnville, TN
                                   ------------------  -----------------  -----------------  ------------------  ------------------
    d. Distance from Subject       N/A                 60 miles           60 miles           510 miles           400 miles
                                   ------------------  -----------------  -----------------  ------------------  ------------------
 2. Attributes
    a. Year Built                  1988                1985               1985               1987                1988
                                   ------------------  -----------------  -----------------  ------------------  ------------------
    b. Net sq. feet                189,302 SF          115,754 SF         70,725 SF          140,744 SF          143,951 SF
                                   ------------------  -----------------  -----------------  ------------------  ------------------
    c. # Buildings                 1                   1                  1                  1                   1
                                   ------------------  -----------------  -----------------  ------------------  ------------------
    d. # of Stories                1                   1                  1                  1                   1
                                   ------------------  -----------------  -----------------  ------------------  ------------------
    e. Vacancy %                   0%                  3.24%              9.00%              11.23%              8.92%
                                   ------------------  -----------------  -----------------  ------------------  ------------------
 3. Sales Information
    a. Sales Price                 N/A                 $4,489,380         $2,860,620         $5,025,000          $5,225,000
                                   ------------------  -----------------  -----------------  ------------------  ------------------
    b. Sales Price PSF             N/A                 $38.78             $40.45             $35.70              $36.60
                                   ------------------  -----------------  -----------------  ------------------  ------------------
    c. Date                        N/A                 01-31-95           01-31-95           12-26-95            12-26-95
                                   ------------------  -----------------  -----------------  ------------------  ------------------
    d. NOI at time of Sale         N/A                 $480,919           $330,327           $667,043            $693,726
                                   ------------------  -----------------  -----------------  ------------------  ------------------
    e. Cap. Rate                   N/A                 10.71%             11.55%             13.27%              13.28%
                                   ------------------  -----------------  -----------------  ------------------  ------------------
 4. Rank Relative to Subject
    (inferior, similar, superior)  N/A                 superior           similar            similar             similar
                                   ------------------  -----------------  -----------------  ------------------  ------------------

Explain Ranking/Comments:

The comparables are similar to subject as they were built about the same time and the tenant mix were about the same. All of these comparables had Wal-Mart stores and had 8 to 10 years remaining on the original lease term. Wal-Mart has built superstores nearby.

Comparable Sale No. 1

                               [GRAPHIC OMITTED]

TMS:
Name:                       Triangle Village
Location:                   U.S. 378 & North Lake Drive (SC#6)
                            Lexington, SC
Grantor:                    1994 N1 SC Associates
Grantee:                    Tri Centers, LP
Deed Reference:             Book 3260, Page 199
Date:                       January 31, 1995
Sales Price:                $4,489,380
Adjusted Sales Price:       $4,489,380
Size building               115,754
Sales Price per S.F.:       $38.78
Size Land (Acres):          12.51
Size Land (S.F.):           544,936
Year Built:                 1985
Land/Building Ratio:        4.71 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $607,469
Effective Gross Income:     $607,469
Gross Income Multiple:      7.39
EGIM:                       7.39
Net Operating Income:       $480,919
Overall Rate:               10.71%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This center is anchored by Wal-Mart (65,904 SF) and Food Lion (25,000 SF) and there are 7 local shops totaling 24,850 SF (21.5 percent). At the time of sale, the center was 98.7 percent occupied with only 2,000 SF vacant. Wal-Mart has a base rent of $3.55 and the lease expires 11/05. Currently, Wal-Mart is paying about $0.50 per SF overage rent and Wal-Mart is expected to leave the center in the near future as no expansion room is available. The estimated cap rate excludes potential overage rent form Wal-Mart and only excludes income from the 2,000 SF vacant bay. Projected expenses include $0.10 per SF reserves. The center is masonry with brick front and metal mansard canopy roof and in average condition. No outparcels were included with this sale.

Comparable Sale No. 2

                               [GRAPHIC OMITTED]

TMS:
Name:                       Barnwell Plaza
Location:                   1019 Dunbarton Boulevard
                            Barnwell, SC
Grantor:                    1994 N1 SC Associates, LP
Grantee:                    Tri Centers, LP
Deed Reference:             Book 282, Page 137
Date:                       January 31, 1995
Sales Price:                $2,860,620
Adjusted Sales Price:       $2,860,620
Size building               70,725
Sales Price per S.F.:       $40.45
Size Land (Acres):          11.28
Size Land (S.F.):           491,357
Year Built:                 1985
Land/Building Ratio:        6.95 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $399,045
Effective Gross Income:     $399,045
Gross Income Multiple:      7.17
EGIM:                       7.17
Net Operating Income:       $330,327
Overall Rate:               11.55%
Verification:               Purchaser
Type of Purchaser:          Private Investor

Comments:

This is a good quality community shopping center located in the town of Barnwell in Barnwell County (pop. 20,000) in western South Carolina. Approximately 91% of the center was comprised of anchor space, including Wal-Mart (34,875 SF), Food Lion (21,000 SF) and Revco Drugs (8,450 SF). The income and expense data here is based on the center's actual performance at the time of sale, and include approximately $0.50 SF in overage rents from Wal-Mart and $0.10 SF in reserves.

Comparable Sale No. 3

                               [GRAPHIC OMITTED]

Name:                       Cunningham Plaza
Location:                   1610 Fort Campbell Boulevard
                            Clarksville, TN
Grantor:                    Aetna Life Insurance Company
Grantee:                    Cunningham II, LP
Deed Reference:             Book 580, Page 1748
Date:                       December 26, 1995
Sales Price:                $5,025,000
Adjusted Sales Price:       $5,025,000
Size building:              140,744
Sales Price per S.F.:       $35.70
Size Land (Acres):          23.13
Size Land (S.F.):           1,007,543
Year Built:                 1987
Land/Building Ratio:        7.16 to 1
Utilities:                  All Available
Zoning:                     C-5, Arterial Commercial District
Financing:                  Cash to Seller
Gross Potential Income:     $841,808
Effective Gross Income:     $816,554
Gross Income Multiple:      5.97
EGIM:                       6.15
Net Operating Income:       $667,043
Overall Rate:               13.27%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a community shopping center. Wal-Mart was the major tenant, but is now occupying a new superstore in the same block. Wal-Mart Furniture store is occupying the store. Other shops are occupied.

Comparable Sale No. 4

                               [GRAPHIC OMITTED]

TMS:
Name:                       Cumberland Plaza
Location:                   209 New Smithville Highway
                            McMinnville, TN
Grantor:                    Aetna Life Insurance
Grantee:                    Cumberland II, LP
Deed Reference:             Book 287, Page 204
Date:                       December 26, 1995
Sales Price:                $5,225,050
Adjusted Sales Price:       $5,225,050
Size building:              143,951
Sales Price per S.F.:       $36.30
Size Land (Acres):          19.64
Size Land (S.F.):           855,518
Year Built:                 1988
Land/Building Ratio:        5.94 to 1
Utilities:                  All Available
Zoning:                     C-3, Highway Commercial District
Financing:                  Cash to Seller
Gross Potential Income:     $902,918
Effective Gross Income:     $875,830
Gross Income Multiple:      5.79
EGIM:                       5.97
Net Operating Income:       $693,726
Overall Rate:               13.28%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a community shopping center. Wal-Mart was the major tenant and remains liable for the lease for the remaining term. A new Wal-Mart Superstore was built one block west of this property.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  HAMPTON PLAZA
           2864 WILMA RUDOLPH BLVD.
           CLARKSVILLE, TN 37040
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
WAL-MART #673
                                  699-10    81,922           05/14/87   01/31/08            3.45   01/01/96   282,630.96
------------------------------------------------------------------------------------------------------------------------
Available
                                  699-20     2,976                                          0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
CATO #191
CATO CORPORATION                  699-30     6,400           07/20/92   01/31/98            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            8.65   07/20/92    55,359.96
------------------------------------------------------------------------------------------------------------------------
CENTRAL TRACTOR FARM & COUNTR
CT FARM & COUNTRY                 699-40    18,450           09/01/95   08/31/00            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            3.00   09/01/95    55,350.00
                                                                                            0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
DOLLAR TREE
DOLLAR TREE STORES, INC.          699-50     3,154           08/01/93   07/31/98            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                           10.00   01/01/96    31,539.96
------------------------------------------------------------------------------------------------------------------------
FIRST FAMILY FINANCIAL
FIRST FAMILY FINANCIAL SERVIC     699-60     1,600           07/13/92   10/31/97            0.00                    0.00


------------------------------------------------------------------------------------------------------------------------------------
TENANT INFORMATION                           REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                 Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of  Amount  Nat
Tenant Name                     Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ              Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
WAL-MART #673
                                 Full     0    Full      0     Full     0                           0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
Available
                                          0              0              0                           0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
CATO #191
CATO CORPORATION                 Full     0    Full      0     Full     0   02/01/98   01/31/03     9.15        5.00 1,200,000
                                                                            02/01/03   01/31/08     9.65        5.00   450,000
                                                                            02/01/08   01/31/13    10.15        5.00         0
                                                                                                    0.00        5.00         0
------------------------------------------------------------------------------------------------------------------------------------
CENTRAL TRACTOR FARM & COUNTR
CT FARM & COUNTRY                Full     0    Full      0     Full     0   09/01/00   08/31/05     3.50        0.00         0
                                                                            09/01/05   08/31/10     4.00        0.00         0
                                                                            09/01/10   08/31/15     4.60        0.00         0
                                                                                                    0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
DOLLAR TREE
DOLLAR TREE STORES, INC.         Full     0    Full      0     Full     0   08/01/00   07/31/03    12.00        3.00         0   Y
                                                                            08/01/98   07/31/00    11.00        3.00         0   Y
                                                                                                    0.00        3.00         0   Y
                                                                                                    0.00        3.00 1,051,300   Y
------------------------------------------------------------------------------------------------------------------------------------
FIRST FAMILY FINANCIAL
FIRST FAMILY FINANCIAL SERVIC    Full     0    Full      0     Full     0   11/01/97   10/31/02     0.00        0.00         0

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  HAMPTON PLAZA
           2864 WILMA RUDOLPH BLVD.
           CLARKSVILLE, TN 37040
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
FIRST FAMILY FINANCIAL
FIRST FAMILY FINANCIAL SERVIC     699-60     1,600           07/13/92   10/31/97            0.00                    0.00
                                                                                            8.50   01/01/96    13,599.96
------------------------------------------------------------------------------------------------------------------------
ONE PRICE CLOTHING STORE #166
ONE PRICE CLOTHING STORES, IN     699-70     4,000           02/15/89   05/31/00            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            8.00   01/01/97    31,999.92
                                                                                            8.00   06/01/95    31,999.92
------------------------------------------------------------------------------------------------------------------------
Available
                                  699-80     2,000                                          0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
DR. BIZER'S VALUEVISION
DR. BIZER'S VALUEVISION, INC.     699-90     4,400           09/01/95   08/31/05            0.00                    0.00
                                                                                            8.93   09/01/96    39,270.00
                                                                                            9.37   09/01/97    41,233.44
                                                                                            9.84   09/01/98    43,295.16
                                                                                           10.33   09/01/99    45,459.84
                                                                                           10.85   09/01/00    47,732.88
                                                                                           11.39   09/01/01    50,119.56
                                                                                           11.96   09/01/02    52,625.52
                                                                                           12.56   09/01/03    55,256.76
------------------------------------------------------------------------------------------------------------------------------------
TENANT INFORMATION                           REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                 Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of  Amount  Nat
Tenant Name                     Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ              Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
FIRST FAMILY FINANCIAL
FIRST FAMILY FINANCIAL SERVIC    Full     0    Full      0     Full     0                           0.00        0.00         0
                                                                                                    0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
ONE PRICE CLOTHING STORE #166
ONE PRICE CLOTHING STORES, IN    Full     0    Full      0     Full     0   06/01/95   05/31/00     0.00        3.00         0  Y
                                                                                                    0.00        3.00         0  Y
                                                                                                    0.00        3.00         0  Y
                                                                                                    0.00        3.00 1,066,700  Y
                                                                                                    0.00        3.00 1,066,700  Y
------------------------------------------------------------------------------------------------------------------------------------
Available
                                          0              0              0                           0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
DR. BIZER'S VALUEVISION
DR. BIZER'S VALUEVISION, INC.    Full     0    Full      0     Full     0   09/01/05   08/31/10    14.51        0.00         0
                                                                            09/01/10   08/31/15    15.96        0.00         0
                                                                            09/01/15   08/31/20    17.55        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  HAMPTON PLAZA
           2864 WILMA RUDOLPH BLVD.
           CLARKSVILLE, TN 37040
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
DR. BIZER'S VALUEVISION
DR. BIZER'S VALUEVISION, INC.     699-90     4,400           09/01/95   08/31/05           13.19   09/01/04    58,019.64
                                                                                            6.33   12/01/95    27,840.00
------------------------------------------------------------------------------------------------------------------------
HUNAN GARDEN
FOOK OON CHONG                    699-100    4,200           12/01/96   01/31/07            9.00   12/01/96    37,800.00
                                                                                            9.00   07/01/97    37,800.00
                                                                                            9.00   01/01/98    37,800.00
                                                                                           10.00   12/01/01    42,000.00
------------------------------------------------------------------------------------------------------------------------
OLAN MILLS, INC.
                                  699-110    1,200           12/13/94   05/31/00            0.00                    0.00
                                                                                            8.50   06/01/95    10,200.00
                                                                                            5.95   01/01/96     7,140.00
                                                                                            4.25   12/13/94     5,100.00
------------------------------------------------------------------------------------------------------------------------
SEWING CENTER
CLARKSVILLE SEWING CENTER         699-120    1,500           04/01/96   03/31/99            8.00   01/01/96    12,000.00
                                                                                            0.00                    0.00
                                                                                            8.50   04/01/96    12,750.00
------------------------------------------------------------------------------------------------------------------------
WALLPAPER AND MORE
MARLOW CORPORATION & BRENDA E     699-130    1,500           07/01/95   06/30/98            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            8.18   07/01/96    12,264.00

------------------------------------------------------------------------------------------------------------------------------------
TENANT INFORMATION                           REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                 Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of  Amount  Nat
Tenant Name                     Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ              Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
DR. BIZER'S VALUEVISION
DR. BIZER'S VALUEVISION, INC.    Full     0    Full      0     Full     0                           0.00        0.00         0
                                                                                                    0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
HUNAN GARDEN
FOOK OON CHONG                   Full     0    Full      0     Full     0                           0.00        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
OLAN MILLS, INC.
                                 Full     0    Full      0     Full     0   06/01/00   05/31/05     9.50        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
SEWING CENTER
CLARKSVILLE SEWING CENTER        Full     0    Full      0     Full     0   04/01/99   03/31/02     0.00        3.00   400,000   Y
                                                                                                    0.00        3.00   400,000   Y
                                                                                                    0.00        3.00   425,000   Y
------------------------------------------------------------------------------------------------------------------------------------
WALLPAPER AND MORE
MARLOW CORPORATION & BRENDA E    Full     0    Full      0     Full     0   03/01/94   02/28/95     0.00        4.00         0   Y
                                                                            03/01/95   02/28/96     0.00        4.00   288,840   Y
                                                                                                    0.00        4.00   297,600   Y

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  HAMPTON PLAZA
           2864 WILMA RUDOLPH BLVD.
           CLARKSVILLE, TN 37040
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
WALLPAPER AND MORE
MARLOW CORPORATION & BRENDA E     699-130    1,500           07/01/95   06/30/98            8.42   07/01/97    12,636.00
                                                                                            7.70   07/01/95    11,553.60
------------------------------------------------------------------------------------------------------------------------
ONCE UPON A CHILD/PLAY IT AGA
R&D ENTERPRISES, INC.             699-140   10,000           06/01/94   09/30/99            0.00                    0.00
                                                                                            4.52   10/01/95    49,200.00
                                                                                            5.04   10/01/96    50,400.00
                                                                                            5.20   10/01/97    51,960.00
                                                                                            5.35   10/01/98    53,520.00
                                                                                            4.80   10/01/94    48,000.00
------------------------------------------------------------------------------------------------------------------------
PIECE GOODS #191
PIECE GOODS SHOPS, INC.           699-150    6,000           06/06/87   06/05/02            0.00                    0.00
                                                                                            6.20   07/01/87    37,200.00
                                                                                            6.50   06/01/90    39,000.00
                                                                                            7.80   06/05/97    46,800.00
                                                                                            6.80   06/01/94    40,800.00
------------------------------------------------------------------------------------------------------------------------
MICHAELS ARTS & CRAFTS
MICHAEL'S STORES, INC.            699-160   16,000           09/01/95   02/28/01            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            5.50   09/01/95    87,999.96
                                                                                            0.00                    0.00
------------------------------------------------------------------------------------------------------------------------------------
TENANT INFORMATION                           REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                 Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of  Amount  Nat
Tenant Name                     Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ              Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
WALLPAPER AND MORE
MARLOW CORPORATION & BRENDA E    Full     0    Full      0     Full     0                           0.00        4.00   325,000   Y
                                                                                                    0.00        4.00   288,800   Y
------------------------------------------------------------------------------------------------------------------------------------
ONCE UPON A CHILD/PLAY IT AGA
R&D ENTERPRISES, INC.            Full     0    Full      0     Full     0   10/01/99   09/30/04     0.00        3.00         0   Y
                                                                                                    0.00        3.00 1,640,000   Y
                                                                                                    0.00        3.00 1,680,000   Y
                                                                                                    0.00        3.00 1,732,000   Y
                                                                                                    0.00        3.00 1,784,000   Y
                                                                                                    0.00        3.00 1,600,000   Y
------------------------------------------------------------------------------------------------------------------------------------
PIECE GOODS #191
PIECE GOODS SHOPS, INC.          Full     0    Full      0     Full     0   06/06/97   06/05/02     7.80        4.00   930,000
                                                                            06/06/02   06/05/07     9.00        4.00   975,000
                                                                                                    0.00        4.00 1,020,000
                                                                                                    0.00        4.00         0
                                                                                                    0.00        4.00         0
------------------------------------------------------------------------------------------------------------------------------------
MICHAELS ARTS & CRAFTS
MICHAEL'S STORES, INC.           Full     0    Full      0     Full     0   03/01/01   02/28/06     6.00        3.00 4,000,000
                                                                            03/01/06   02/28/11     7.50        3.00         0
                                                                            03/01/11   02/28/16     8.50        3.00         0
                                                                            03/01/16   02/28/21     9.50        3.00         0

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  HAMPTON PLAZA
           2864 WILMA RUDOLPH BLVD.
           CLARKSVILLE, TN 37040
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
MICHAELS ARTS & CRAFTS
MICHAEL'S STORES, INC.            699-160   16,000           09/01/95   02/28/01            0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
H.H. GREGG
GREGG APPLIANCES, INC.            699-170   24,000           09/01/95   01/31/06            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            1.68   11/01/95    40,320.00
                                                                                            4.94   02/01/01   118,656.00
                                                                                            4.80   02/01/96   115,200.00
------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..   184,326                                Current Annual Base Rent    818,744.76
                              Available.     4,976
                              Total.....   189,302
------------------------------------------------------------------------------------------------------------------------------------
TENANT INFORMATION                           REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                 Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of  Amount Nat
Tenant Name                     Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ              Over Brk
-----------------------------------------------------------------------------------------------------------------------------------
MICHAELS ARTS & CRAFTS
MICHAEL'S STORES, INC.           Full     0    Full      0     Full     0   03/01/21                0.00        3.00          0
-----------------------------------------------------------------------------------------------------------------------------------
H.H. GREGG
GREGG APPLIANCES, INC.           Full     0    Full      0     Full     0   02/01/06   01/31/11     5.92        1.00          0  Y
                                                                            02/01/11   01/31/16     6.92        1.00          0  Y
                                                                                                    0.00        1.00  4,032,000  Y
                                                                                                    0.00        1.00 11,865,600  Y
                                                                                                    0.00        1.00 11,520,000  Y
-----------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY

                               [GRAPHIC OMITTED]

Wilma Rudolph Boulevard Looking Northeast

                               [GRAPHIC OMITTED]

Wilma Rudolph Boulevard Looking Southwest

                               [GRAPHIC OMITTED]

Hampton Place Looking West

                               [GRAPHIC OMITTED]

Hampton Place Looking East

                               [GRAPHIC OMITTED]

Edgewood Place Looking West

                               [GRAPHIC OMITTED]

Entrance Way To Subject From Wilma Rudolph Boulevard

                               [GRAPHIC OMITTED]

Front View of Sam's Club

                               [GRAPHIC OMITTED]

Subject Front View

                               [GRAPHIC OMITTED]

Subject Front View

                               [GRAPHIC OMITTED]

Subject Front View

                               [GRAPHIC OMITTED]

Subject Front View

                               [GRAPHIC OMITTED]

Subject Front And Side View

                               [GRAPHIC OMITTED]

Subject Rear View

                               [GRAPHIC OMITTED]

Subject Rear View

                               [GRAPHIC OMITTED]

Subject Rear View

                               [GRAPHIC OMITTED]

Subject Rear View

                               [GRAPHIC OMITTED]

Subject Rear View Looking From Edgewood Place

                               [GRAPHIC OMITTED]

Subject Rear View Looking From Edgewood Place

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                                  Market Study

                              RAVENEL TOWNE CENTRE

                              6323 Savannah Highway
                                 US Highway #17
                   Ravenel, Charleston County, South Carolina


                                   Prepared by

                             O. Marshall Dodds, MAI

                      Date of Market Study - April 22, 1997

                   [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]

April 22, 1997

Mr. Steven R. Maeglin
Vice President
Morgan & Stanley Co., Inc.
1585 Broadway
New York, New York 10036

Re:  Market Study
     Ravenel Towne Centre
     6323 Savannah Highway
     U.S. Highway #17
     Ravenel, Charleston County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 22, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 39,600 square feet of leaseable area. The centre was constructed in 1996. The tenants are Food Lion, Revco and Hollywood Video. The centre is 100% occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                          Respectfully submitted,

                                          O. MARSHALL DODDS COMPANY, INC.


                                          /s/ O. Marshall Dodds
                                          ------------------------------------
                                          O. Marshall Dodds, MAI
                                          State Certified General
                                          Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY

Regional Perspective

The Charleston Metropolitan area has a stable economic base at this time. Property values throughout the metropolitan area have remained stable and increased to a certain extent even though several military bases were closed during the past five years. The local economic development board has attracted new industry to provide for the jobs that were lost over the past few years and this limited the impact of the closing of the military bases. The State of South Carolina is committed to the continued development of the port of Charleston. This is being expanded and contributes to the stability of the economy of Charleston and the State of South Carolina. The economy is sound at this time and growth is expected to continue in the future.

The unemployment rate for Charleston County as of March, 1997 was 4.9 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The neighborhood is located around the intersection of the Savannah Highway and South Carolina Highway #165. The older section of Ravenel is located to the south of the intersection by approximately two miles. There are several retail stores in the downtown section of Ravenel. The properties throughout the neighborhood consists of small rural residential properties and large farms. There are also several new rural residential properties with larger houses. The Buckfield farms has a new single family residential development that is located approximately two miles south of the intersection of Savannah Highway and South Carolina Highway #165.

The development around the intersection of Savannah Highway and South Carolina #165 would include Ravenel Ace Hardware, Ravenel Ford Dealership, Hardees, Machinery Technicians, Inc., Texaco Convenient Market/Self-Service Gasoline Station, Marchant Chevrolet Dealership and the Bank of Walterboro has a branch office that is under construction. The Ravenel Towne Centre was completed during 1996. An office building is occupied by Hill & Hill Attorneys.

Physical features are as follows:

1.  Size                5.34 acres or 236,966 square feet
2.  Identity            Southwest corner of Savannah Highway and South Carolina
                        Highway #165

                        TMS No. 168-00-00-027

3.  Shape               irregular
4.  Topography          level on street grade
5.  Accessability       good
6.  Utilities           municipal with a private septic system

Physical Description

Building features are as follows:

1.  Size (net)          39,600 square feet

2.  Layout & Design     one-story based food store-variety store-video
                        store

3.  Parking Spaces      220
                        5.5 spaces per 1,000 square feet of net area

4.  Construction        Brick and glass front with concrete block on the
                        side and rear with a metal seam roof

Market Position and Marketability Conclusions

The subject property is located in the town of Ravenel and there are not any other shopping centers in the immediate area. The western suburbs of the City of Charleston are located approximately 15 miles east of subject neighborhood. There are several shopping centers in this section.

The subject property has three stores and the rent per square foot from the Food Lion Store is $7.75 per square foot; the rent from the Family Dollar Store is $4.64 per square foot; the rent from Hollywood Video is $9.00 per square foot for years one and two and $9.50 per square foot for years three, four and five.

The rental rate for the supermarket is within the range of similar type stores, while the rental rate for the Family Dollar Store is in the lower end of the range. The rate for the Video Store is typical of the rental rates being received in other shopping centers.

The subject property is 100% occupied at this time and the leased terms for the Food Lion Store is 10 years; for the Family Dollar Store 10 years; for the Hollywood Video Store 5 years. The occupancy rates are expected to remain at the 100% level with the terms of these leases.

Trends:

The subject property is located in a small town being approximately 19 miles from Charleston. The development consists of rural residential properties with a small sub-division. Several large new houses have been built during the past few years. There is evidence of growth in the neighborhood because of the commercial development centers that are located around the intersection of Savannah Highway and South Carolina Highway #165. Also, the tax assessors office has a satellite office in the town of Ravenel.

                            PROPERTY INSPECTION FORM

                                   COMMERCIAL

I. COMPARABLE PROPERTIES

A  PROPERTY DESCRIPTION

                                      SUBJECT            COMPARABLE 1          COMPARABLE 2          COMPARABLE 3
                                      -------            ------------          ------------          ------------
1. Identification

    a. Name                    Ravenel Towne Centre  Shoppers Port         Quadrangle SHC        Ashley Crossing
                               --------------------  --------------------  --------------------  --------------------
    b. Street                                                              E/S Sam Rittenberg    Hwy. #61 at Magwood
                               6323 Savannah Hwy.    S/S Savannah Hwy.     Blvd.                 Rd.
                               --------------------  --------------------  --------------------  --------------------
    c. City                    Ravenel, SC           Charleston, SC        Charleston, SC        Charleston, SC
                               --------------------  --------------------  --------------------  --------------------
    d. Distance from subject   N/A                   15 miles              15 miles              17 miles
                               --------------------  --------------------  --------------------  --------------------
    e. Contact                 Edens Avant, Inc.     Edens Avant, Inc.     Classic Properties    JDN Realty Corp.
                               --------------------  --------------------  --------------------  --------------------
    f. Phone                   803-779-4420          803-779-4420          803-740-6950          404-262-3252
                               --------------------  --------------------  --------------------  --------------------

2. Attributes

    a. Year built              1996                  1974 (Reh. 1992)      1984                  1991
                               --------------------  --------------------  --------------------  --------------------
    b. Net sq. Ft.             39,600                74,400                75,793                188,903
                               --------------------  --------------------  --------------------  --------------------
    c. # building              1                     1                     1                     1
                               --------------------  --------------------  --------------------  --------------------
    d. #stories                1                     1                     1                     1
                               --------------------  --------------------  --------------------  --------------------
    e. Avg. Floor plate size

         (sq. Ft.), if office  N/A                   N/A                   N/A                   N/A
                               --------------------  --------------------  --------------------  --------------------
    f. # elevators             N/A                   N/A                   N/A                   N/A
                               --------------------  --------------------  --------------------  --------------------
    g. Parking                 Adequate              Adequate              Adequate              Adequate
                               --------------------  --------------------  --------------------  --------------------
    h. Construction Type       Brick/Concrete Block  Brick/Concrete Block  Brick/Concrete Block  Brick/Concrete Block
                               --------------------  --------------------  --------------------  --------------------
    I. Vacancy %               0%                    0%                    5.54%                 0%
                               --------------------  --------------------  --------------------  --------------------
    j. Anchors, if Retail                            Food Lion, Revco,     Piggly Wiggly, SK
                               Food Lion             Family Dollar         Menswear              Food Lion, Wal-Mart
                               --------------------  --------------------  --------------------  --------------------

                                    COMPARABLE 4
                                    ------------
1. Identification

    a. Name                      Ashley Oaks Plaza
                                 --------------------
    b. Street
                                 1119 Wappoo Rd.
                                 --------------------
    c. City                      Charleston, SC
                                 --------------------
    d. Distance from subject     15 miles
                                 --------------------
    e. Contact                   FDR and Assoc.
                                 --------------------
    f. Phone                     803-256-7452
                                 --------------------

2. Attributes

    a. Year built                1985
                                 --------------------
    b. Net sq. Ft.               56,220
                                 --------------------
    c. # building                1
                                 --------------------
    d. #stories                  1
                                 --------------------
    e. Avg. Floor plate size
         (sq. Ft.), if office    N/A
                                 --------------------
    f. # elevators               N/A
                                 --------------------
    g. Parking                   Adequate
                                 --------------------
    h. Construction Type         Brick/Concrete Block
                                 --------------------
    I. Vacancy %                 0%
                                 --------------------
    j. Anchors, if Retail
                                 Food Lion
                                 --------------------

Comments:

These shopping centers are similar to subject, but are located in the western section of Charleston which is approximately 15 miles east of subject. These shopping centers can be used for comparison purposes with subject which is new. All of these centers are considered to be similar. Comparable No. 3 is adjacent to a Wal-Mart store, but the Food Lion store and shops are, more or less, separate from the Wal-Mart storer. Comparable No. 4 has Food Lion as the major tenant, but Food Lion has vacated the premises and continues to pay rent. All of the shops are occupied. In most instances, replacement tenants are found when major tenants vacate a store in a shopping center. This center has been shown as a comparable since the shops are presently 100 percent occupied.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B. RENTAL INFORMATION

                                           SUBJECT              COMPARABLE 1         COMPARABLE 2         COMPARABLE 3
                                           -------              ------------         ------------         ------------
1.  Asking Rental Rate

     a. Anchor Space               $4.64 - $7.75            $5.75 - $6.00        N/A                  N/A
                                   -----------------------  -------------------  -------------------  -------------------
     b. Shop Space                 $9.00                    $9.00 - $10.00       $12.50               $13.00
                                   -----------------------  -------------------  -------------------  -------------------
2.  Lease Type (Gross/Net)         Triple Net               Triple Net           Triple Net           Triple Net
                                   -----------------------  -------------------  -------------------  -------------------
3.  Rent Concessions               None                     None                 None                 None
                                   -----------------------  -------------------  -------------------  -------------------
4.  Effective Rent                 $9.00                    $9.00 - $10.00       $9.00 - $12.50       $10.00 - $13.00
                                   -----------------------  -------------------  -------------------  -------------------
5.  TI Allowance                   None                     None                 None                 None
                                   -----------------------  -------------------  -------------------  -------------------
6.  Expense Stop                   None                     None                 None                 None
                                   -----------------------  -------------------  -------------------  -------------------
7.  Length of Lease Term           5 years                  3 - 5 years - Shops  3 - 5 years - Shops  3 - 5 years - Shops
                                   -----------------------  -------------------  -------------------  -------------------
8.  Commissions                    5.00% - 7.00%            5.00% - 7.00%        5.00% - 7.00%        5.00% - 7.00%
                                   -----------------------  -------------------  -------------------  -------------------
9.  Percentage Rent (per
          lease terms)                                      Food Lion, Family
                                   Food Lion, Famil Dollar  Dollar               Piggly Wiggly        Food Lion, Wal-Mart
                                   -----------------------  -------------------  -------------------  -------------------
10. Historical Annual
         Absorption/sq.ft.         N/A                      N/A                  N/A                  N/A
                                   -----------------------  -------------------  -------------------  -------------------
11. Annual Operating Expense
         psf (Including taxes)     N/A                      N/A                  N/A                  N/A
                                   -----------------------  -------------------  -------------------  -------------------

C.  RANK RELATIVE TO
         SUBJECT                   N/A                      Similar              Similar              Similar
                                   -----------------------  -------------------  -------------------  -------------------

                                       COMPARABLE 4
                                       ------------
1.  Asking Rental Rate

     a. Anchor Space               N/A
                                   -------------------
     b. Shop Space                 $10.00
                                   -------------------
2.  Lease Type (Gross/Net)         Triple Net
                                   -------------------
3.  Rent Concessions               None
                                   -------------------
4.  Effective Rent                 $9.00 - $10.00
                                   -------------------
5.  TI Allowance                   None
                                   -------------------
6.  Expense Stop                   None
                                   -------------------
7.  Length of Lease Term           3 - 5 years - Shops
                                   -------------------
8.  Commissions                    5.00% - 7.00%
                                   -------------------
9.  Percentage Rent (per
          lease terms)
                                   Food Lion
                                   -------------------
10. Historical Annual
         Absorption/sq.ft.         N/A
                                   -------------------
11. Annual Operating Expense
         psf (Including taxes)     N/A
                                   -------------------

C.  RANK RELATIVE TO
         SUBJECT                   Similar
                                   -------------------

D. EXPLAIN RANKING/COMMENTS:

These centers are similar to subject even though they are older than subject. These centers are nearby and the lease structure is very similar to subject. There are not any other centers in subject neighborhood, therefore these centers are nearby and comparisons can be made with subject.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1

                               [GRAPHIC OMITTED]

Name:               Shoppers Port
Location:           S/S Savannah Highway
                    Charleston, SC
Year Built:         1974 (Reh. 1992)
Total Size:         74,400 SF
Vacant Space:       0
Vacancy Rate:       0%
Rental Range:       $9.00 - $10.00 per square foot
Tenant Expenses:    Triple Net

Remarks:

This is an older center and has experienced a high occupancy rate over the years. Major tenants are Food lion, Revco, and Family Dollar.

Comparable Rental No. 2

                               [GRAPHIC OMITTED]

Name:              Quadrangle Shopping Center
Location:          East Side of Sam Rittenberg Boulevard
                   Charleston, SC
Year Built:        1984
Total Size:        75,793SF
Vacant Space:      4,200 SF
Vacancy Rate:      5.54%

Rental Range:      $9.00 - $12.50 per square foot
TenantExpenses:    Triple Net

Remarks:

This center was renovated and the Piggly Wiggly store was expanded. Major tenants are Piggly Wiggly and SK Menswear.

Comparable Rental No. 3

                               [GRAPHIC OMITTED]

Name:              Ashley Crossing
Location:          Highway #61 at Magwood Road
                   Charleston, SC
Year Built:        1991
Total Size:        188,903 SF
Vacant Space:      0
Vacancy Rate:      0%
Rental Range:      $10.00 - $13.00
Tenant Expenses:   Triple Net

Remarks:

Major tenants are Food Lion and Wal-Mart. Food Lion and shops are to the side of Wal-Mart.

Comparable Rental No. 4

                               [GRAPHIC OMITTED]

Name:              Ashley Oaks Plaza
Location:          1119 Wappoo Road
                   Charleston, SC
Year Built:        1985
Total Size:        56,200 SF
Vacant Space:      0
Vacancy Rate:      0%
Local Rent Range:  $9.00 - $10.00
Tenant Expenses:   Triple Net

Remarks:

This center is 100 percent occupied except for Food Lion, who has vacated the store, but is continuing to pay rent. The shops are full occupied.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II. SALES COMPARABLE

                                      SUBJECT            COMPARABLE 1        COMPARABLE 2       COMPARABLE 3
                                      -------            ------------        ------------       ------------
1. Identification

     a. Name                   Ravenel Towne Centre  St. Andrews Crsg.   Eastgate SHC        One Norman Center
                               --------------------  ------------------  ------------------  -----------------
     b. Street Address                                                   NWC of Whiskey Rd   19706 One Norman
                               6323 Savannah Hwy.    817 St. Andrews Rd  and Eastgate Drive  Boulevard
                               --------------------  ------------------  ------------------  -----------------
     c. City                   Ravenel, SC           Columbia, SC        Aiken, SC           Cornelius, NC
                               --------------------  ------------------  ------------------  -----------------
     d. Distance from Subject  N/A                   8 miles             56 miles            100 miles
                               --------------------  ------------------  ------------------  -----------------

2. Attributes

     a.  Year Built            1996                  1994                1995                1993
                               --------------------  ------------------  ------------------  -----------------
     b.  Net sq. feet          39,600                66,910 SF           75,716 SF           54,185 SF
                               --------------------  ------------------  ------------------  -----------------
     c. # Buildings            1                     1                   1                   1
                               --------------------  ------------------  ------------------  -----------------
     d. # of Stories           1                     1                   1                   1
                               --------------------  ------------------  ------------------  -----------------
     e. Vacancy %              0%                    0%                  5.00%               0%
                               --------------------  ------------------  ------------------  -----------------

3.  Sales Information

     a.  Sales Price           N/A                   $6,550,000          $6,675,000          $4,650,000
                               --------------------  ------------------  ------------------  -----------------
     b.  Sales Price PSF       N/A                   $97.89              $88.16              $85.82
                               --------------------  ------------------  ------------------  -----------------
     c.  Cap. Rate             N/A                   9.69%               9.86%               9.68%
                               --------------------  ------------------  ------------------  -----------------
     d.  Date                  N/A                   05-25-94            09-28-95            10-12-95
                               --------------------  ------------------  ------------------  -----------------
     e.  NOI at time of Sale   N/A                   $634,797            $657,896            $450,188
                               --------------------  ------------------  ------------------  -----------------
4.  Rank Relative to Subject
     (inferior, similar,
      superior)                N/A                   Superior            Similar             Similar
                               --------------------  ------------------  ------------------  -----------------

                                        COMPARABLE 4
                                        ------------
1. Identification

     a. Name                         Paw Creek Cmmns.
                                     ---------------------
     b. Street Address               E/S Little Rock Rd at
                                     Freedom Road
                                     ---------------------
     c. City                         Charlotte, NC
                                     ---------------------
     d. Distance from Subject        92 miles
                                     ---------------------

2. Attributes

     a.  Year Built                  1996
                                     ---------------------
     b.  Net sq. feet                66,050 SF
                                     ---------------------
     c. # Buildings                  1
                                     ---------------------
     d. # of Stories                 1
                                     ---------------------
     e. Vacancy %                    2.73%
                                     ---------------------

3.  Sales Information

     a.  Sales Price                 $5,384,000
                                     ---------------------
     b.  Sales Price PSF             $77.52
                                     ---------------------
     c.  Cap. Rate                   9.61%
                                     ---------------------
     d.  Date                        03-25-97
                                     ---------------------
     e.  NOI at time of Sale         $517,412
                                     ---------------------
4.  Rank Relative to Subject
     (inferior, similar,
      superior)                      Superior
                                     ---------------------

Explain Ranking/Comments:

Comparables No. 1 and No. 4 are ranked superior to subject. The reason for this is because of the location of these comparables being superior to subject. Comparable No. 2 and No. 3 are located in a commercial area that is larger than subject, but is similar. However, the income stream of subject is just as strong as these comparables.

Comparable Sale No. 1

                               {GRAPHIC OMITTED]

TMS:                        6012 -1 -1
Name:                       St. Andrews Crossing
Location:                   817 St. Andrews Road, Columbia, SC
Grantor:                    Hayley-Redd, L.P.
Grantee:                    F.A.C. Properties
Deed Reference:             Book 1199, Page 331
Date:                       May 25, 1994
Sales Price:                $6,550,000
Adjusted Sales Price:       $6,550,000
Size building               66,910
Sales Price per S.F.:       $97.89
Size Land (Acres):          8.08
Size Land (S.F.):           351,965
Year Built:                 1994
Land/Building Ratio:        5.26 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $686,905
EGIM:                       9.54
Net Operating Income:       $634,797
Overall Rate:               9.69%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2

                               {GRAPHIC OMITTED]

TMS:

Name:                       Eastgate Shopping Center

Location:                   Northwest Corner of Whiskey Road & Eastgate Drive
                            Aiken, SC
Grantor:                    Southwest U.S. Retail, LP
Grantee:                    PDG Aiken Partners, LP
Deed Reference:             N/A
Date:                       September 28, 1995
Sales Price:                $6,675,000
Adjusted Sales Price:       $6,675,000
Size building:              75,716
Sales Price per S.F.:       $88.16
Size Land (Acres):          8.79
Size Land (S.F.):           382,892
Year Built:                 1995
Land/Building Ratio:        5.06 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $782,704
Effective Gross Income:     $782,704
EGIM:                       8.53
Net Operating Income:       $657,896
Overall Rate:               9.86%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3

                               {GRAPHIC OMITTED]

Name:                       One Norman Center
Location:                   19706 One Norman Boulevard
                            Cornelius, Mecklenburg County, NC
Grantor:                    One Norman Center, LP
Grantee:                    Lucky Realty
Deed Reference:             Book 8325, Page 721
Date:                       October 12, 1995
Sales Price:                $4,650,000
Adjusted Sales Price:       $4,650,000
Size building:              54,185
Sales Price per S.F.:       $85.82
Size Land (Acres):          5.69
Size Land (S.F.):           247,856
Year Built:                 1993
Land/Building Ratio:        4.57 to 1
Utilities:                  All Public
Zoning:                     CUB-2
Financing:                  Cash to Seller
Gross Potential Income:     $474,591 - $8.76/SF
Effective Gross Income:     $474,591 - $8.76/SF
Gross Income Multiple:      9.80
EGIM:                       9.80
Net Operating Income:       $450,188 - $8.31/SF
Overall Rate:               9.68%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4

                               {GRAPHIC OMITTED]

TMS:                        59-231-22,23 pt.
Name:                       Paw Creek Commons
Location:                   East side of Little Rock Road at Freedom Drive
Grantor:                    Paw Creek, LLC
Grantee:                    Paw Creek Crossing Limited Partnership
Deed Reference:             Book 8988, Page 519
Date:                       March 25, 1997
Sales Price:                $5,120,000
Adjusted Sales Price:       $5,384,000
Size building:              66,050
Sales Price per S.F.:       $77.52
Size Land (Acres):          9.82
Size Land (S.F.):           427,759
Year Built:                 1996
Land/Building Ratio:        6.48 to 1
Utilities:                  Municipal
Zoning:                     CC, Commercial Center
Financing:                  Cash to Seller
Gross Potential Income:     $568,840
Effective Gross Income:     $552,054
Gross Income Multiple:      9.00
EGIM:                       9.27
Net Operating Income:       $517,412
Overall Rate:               9.61%

Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

o  Comparables Rental Map
o  Comparables Sales Map
o  Building Layout
o  Rent Roll
o  Photographs of Subject

                               [GRAPHIC OMITTED]

                             Comparable Rentals Map

                               [GRAPHIC OMITTED]

                               Improved Sales Map

                               [GRAPHIC OMITTED]

                           Map of Ravenel Town Centre

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 165

Property:  RAVENEL TOWN CENTRE
           6323 SAVANNAH HWY. (US HWY. 17)
           RAVENEL, SC 29407 Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
FOOD LION #1326
FOOD LION INC.                    697-10   29,000            10/30/96   12/31/16           7.75    11/10/96  224,750.04
                                                                                           0.00                    0.00
                                                                                           0.00                    0.00
                                                                                           0.00                    0.00

-------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR STORE #2737
FAMILY DOLLAR STORES OF CHARL     697-20    7,000            09/09/96   12/31/05           4.64    11/01/96   32,500.08
                                                                                           0.00                    0.00
                                                                                           0.00                    0.00
                                                                                           0.00                    0.00

-------------------------------------------------------------------------------------------------------------------------
HOLLYWOOD VIDEO
ASSIGNED TO D.P.C., INC.          697-30    3,600            12/24/96   12/31/01           0.00                    0.00
                                                                                           0.00                    0.00
                                                                                           3.90    01/19/97   14,040.00
                                                                                           9.00    02/01/97   32,400.00
                                                                                           9.50    01/01/99   34,200.00
-------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..   39,600                                Current Annual Base Rent    289,650.12
                              Available.        0
                              Total.....   39,600


-------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY                    REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
 INFORMATION                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount   Nat
Tenant Name                Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over   Brk
----------------------------------------------------------------------------------------------------------------------------------
FOOD LION #1326
FOOD LION INC.              Full     0    PRS    1997  Fixed       0   01/01/17   12/31/21     7.75       0.00            0
                                                                       01/01/22   12/31/26     7.75       0.00            0
                                                                       01/01/27   12/31/31     7.75       0.00            0
                                                                       01/01/32   12/31/36     7.75       0.00            0

-------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR STORE #2737
FAMILY DOLLAR STORES OF     Full     0    Full      0   Full       0   01/01/06   12/31/10     5.00       3.00      812,500
 CHARL                                                                 01/01/11   12/31/15     5.35       3.00            0
                                                                       01/01/16   12/31/20     5.71       3.00            0
                                                                       01/01/21   12/31/25     6.07       3.00            0

-------------------------------------------------------------------------------------------------------------------------
HOLLYWOOD VIDEO
ASSIGNED TO D.P.C., INC.    Full     0    Full      0   Full       0   01/01/02   12/31/06    10.00       0.00            0
                                                                                               0.00       0.00            0
                                                                                               0.00       0.00            0
                                                                                               0.00       0.00            0
                                                                                               0.00       0.00            0
----------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY

                                [GRAPHIC OMITTED]

Savannah Highway Looking North - Subject On Right

                                [GRAPHIC OMITTED]

Savannah Highway Looking South - Subject On Left

                                [GRAPHIC OMITTED]

Subject Front View

                                [GRAPHIC OMITTED]

Subject Rear View

                                [GRAPHIC OMITTED]

Subject Front View

                                [GRAPHIC OMITTED]

Subject Front View

                                [GRAPHIC OMITTED]

Subject Rear And Side View

                                [GRAPHIC OMITTED]

Subject Side View

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                         SHOPPER'S PORT SHOPPING CENTER

                              2049 Savannah Highway
                                (US Highway #17)
                  Charleston, Charleston County, South Carolina


                                   Prepared by

                             O. Marshall Dodds, MAI

                      Date of Market Study - April 22, 1997

                   [LETTERHEAD OF O. MARSHALL DODDS CO., INC.

                                 April 21, 1997

Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re:  Market Study
     Shopper's Port Shopping Center
     South Side of Savannah Highway (US Highway #17)
     at Mark Clark Expressway (I-526)
     Charleston, Charleston County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 22, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 74,400 square feet of leaseable area. The center was constructed in 1974 and the Food Lion and Revco stores were rebuilt in 1990. The anchor tenants are Food Lion and Revco and the subject property is currently 100 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                         Respectfully submitted,

                                         O. MARSHALL DODDS COMPANY, INC.


                                          /s/ O. Marshall Dodds
                                         ------------------------------------
                                         O. Marshall Dodds, MAI
                                         State Certified General
                                         Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

The Charleston Metropolitan area has a stable economic base at this time. Property values throughout the metropolitan area have remained stable and increased to a certain extent even though several military bases were closed during the past five years. The local economic development board has attracted new industry to provide for the jobs that were lost over the past few years and this limited the impact of the closing of the military bases. The State of South Carolina is committed to the continued development of the port of Charleston. This is being expanded and contributes to the stability of the economy of Charleston and the State of South Carolina. The economy is sound at this time and growth is expected to continue in the future.

The unemployment rate for Charleston County as of March, 1997 was 4.9 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject neighborhood is located around the intersection of Savannah Highway at Mark Clark Expressway. This is a heavily developed intersection with commercial properties. The Citadel Mall is located north of the Savannah Highway while the Quadrangle Shopping Center and other retail developments are located along Savannah Highway and Sam Rittenberg Boulevard. The new developments in the neighborhood would be a Rite Aid store, Holiday Inn Express and Ruby Tuesday's. There are several automobile dealerships as well as motels and other shopping centers that are located along the Savannah Highway. Retail facilities are located along Sam Rittenberg Boulevard. The neighborhood is practically fully developed with commercial properties along the major traffic arteries and single family and multi-family properties being located off of the traffic arteries.

Physical features are as follows:

1. Size                   8.34 acres or 363,290 SF
2. Identity               2049 Savannah Highway at Mark Clark Expressway
                          TMS# 310-08-00-10,14,20
3. Shape                  Irregular
4. Topography             Level on street grade
5. Accessability          Average
6. Utilities              Municipal

Physical Description

Building features are as follows:

1. Size (net)             74,400 SF
2. Layout & Design        one story - food store, drug store, variety store
                          seven shops, one ground lease, one retail store
3. Parking Spaces         410
                          5.51 per 1,000 SF of net area
4. Construction           Brick and glass front with concrete block on side
                          and rear and metal seam roof.

Market Position and Marketability Conclusions

The subject property is located in the West Ashley Zone 2 and 3. Reference has been made to a retail study prepared by the Charleston Metro Commerce and is dated January, 1997.

The West Ashley area contains the region's second highest concentration of retail shopping center space with nearly 3,000,000 square feet in nineteen shopping centers. The January 1997 survey identified a total of 197,441 square feet of available space, for an average vacancy of 6.6 percent. The area represents 1/4 of the total retail shopping space in the region and boasts one of the lowest vacancy rates in the three county area. The rental rates range from a low of $4.50 per square foot to a high of $16.00 per square foot.

Subject property is an older center, but was renovated in 1992. The Bi-Lo store was replaced by Food Lion, and the drug store is Revco. Other stores are Family Dollar, One Price Clothing, Emergency, P.A., Aaron's Furniture of Charleston, Boat America Corporation, Nevada Bob's of Charleston and First Federal Savings and Loan is on a ground lease. Rental rates for the comparable are $9.00 to $12.50 per square feet for #1; $10.00 to $13.00 for #2; $9.00 - $10.00 for #3;
$4.64 to $9.00 for #4. Comparable #3 has a Food Lion store, but Food Lion has vacated the premises. However, rent is still being paid on the store and all of the shops are occupied.

The subject property has one shop that is vacant at this time with Ace TV Rentals moving out recently, but continuing to pay rent. The other shops are occupied. Family Dollar has been in this store since the beginning and the rental rate is $1.95 per square foot. The rental rates for these shops range from $6.25 per square foot to $10.49 per square foot which are within the range of the comparable rentals in the neighborhood.

The rental rate for the Food Lion store is at $5.75 per square foot and increasing to $6.75 per square foot on February 1, 2001. Revco has a rental rate of $7.00 per square foot and is paying percentage rent at this time.

The subject property has operated at a high occupancy rate and the location of the subject is strategic within the neighborhood.

There is a neighborhood shopping center that was completed in 1996 on St. Andrews Boulevard at Sycamore Avenue. The major tenants are Food Lion and Revco and 9,000 square feet of shops will be constructed in 1997.

Trends

The subject property is located in the western section of the metropolitan area of Charleston. The development began approximately 30 years ago in this neighborhood and has continued since that time. There are a number of commercial developments in the neighborhood including the Citadel Mall, which contains 996,093 square feet with the major tenants being Belk's, Sear's, Dillards and JC Penney's. There are newer developments in the neighborhood such as the Rite Aid drug store, Holiday Inn Express Motel and Ruby Tuesday's restaurant. There is a major intersection in the neighborhood with the Savannah Highway and Mark Clark Expressway.

The demand and desirability for the neighborhood has been good. All trends are favorable at this time and expected to continue.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                            SUBJECT            COMPARABLE 1         COMPARABLE 2          COMPARABLE 3
                                            -------            ------------         ------------          ------------
1. Identification

     a. Name                         Shopper's Port        Quadrangle SHC        Ashley Crossing SHC   Ashley Oaks Plaza
                                     --------------------  --------------------  --------------------  --------------------
     b. Street                       2049 Savannah Hwy.    E/S Sam Rittenberg    Hwy. #61 at Magwood   1119 Wappoo Rd.
                                     --------------------  --------------------  --------------------  --------------------
     c. City                         Charleston, SC        Charleston, SC        Charleston, SC        Charleston, SC
                                     --------------------  --------------------  --------------------  --------------------
     d. Distance from subject        N/A                   1 block               4 miles               1 mile
                                     --------------------  --------------------  --------------------  --------------------
     e. Contact                      Edens Avant, Inc.     Classic Properties    JDN Realty Corp.      FDR and Assoc.
                                     --------------------  --------------------  --------------------  --------------------
     f. Phone                        803-779-4420          803-740-6950          404-262-3252          803-256-7452
                                     --------------------  --------------------  --------------------  --------------------

2. Attributes

     a. Year built                   1974 (Reh. 1992)      1984                  1991                  1985
                                     --------------------  --------------------  --------------------  --------------------
     b. Net sq. Ft.                  74,400                75,793                188,903               56,220
                                     --------------------  --------------------  --------------------  --------------------
     c. # building                    3                     1                     1                     1
                                     --------------------  --------------------  --------------------  --------------------
     d. #stories                      1                     1                     1                     1
                                     --------------------  --------------------  --------------------  --------------------
     e. Avg. Floor plate size (SF),
         if office                   N/A                   N/A                   N/A                   N/A
                                     --------------------  --------------------  --------------------  --------------------
     f. # elevators                  N/A                   N/A                   N/A                   N/A
                                     --------------------  --------------------  --------------------  --------------------
     g. Parking                      Adequate              Adequate              Adequate              Adequate
                                     --------------------  --------------------  --------------------  --------------------
     h. Construction Type            Brick/Concrete Block  Brick/Concrete Block  Brick/Concrete Block  Brick/Concrete Block
                                     --------------------  --------------------  --------------------  --------------------
     I. Vacancy %                    100.0%                5.54%                 0%                    0%
                                     --------------------  --------------------  --------------------  --------------------
     j. Anchors, if Retail           Food Lion, Revco      Piggly Wiggly, SK     Food Lion, Wal-Mart   Food Lion
                                     Family Dollar         Menswear
                                     --------------------  --------------------  --------------------  --------------------

                                              COMPARABLE 4
                                              ------------

1. Identification

     a. Name                               Ravenel Towne Cntr.
                                           --------------------
     b. Street                             6323 Savannah Hwy.
                                           --------------------
     c. City                               Ravenel, SC
                                           --------------------
     d. Distance from subject              15 miles
                                           --------------------
     e. Contact                            Edens Avant, Inc.
                                           --------------------
     f. Phone                              803-779-4420
                                           --------------------

2. Attributes

     a. Year built                         1996
                                           --------------------
     b. Net sq. Ft.                        39,600
                                           --------------------
     c. # building                          1
                                           --------------------
     d. #stories                            1
                                           --------------------
     e. Avg. Floor plate size (SF),
         if office                         N/A
                                           --------------------
     f. # elevators                        N/A
                                           --------------------
     g. Parking                            Adequate
                                           --------------------
     h. Construction Type                  Brick/Concrete Block
                                           --------------------
     I. Vacancy %                          0%
                                           --------------------
     j. Anchors, if Retail                 Food Lion

                                           --------------------

Comments:

Comparables No. 1, 2, and 3 are located in the neighborhood of subject, whereas, Comparable No. 4 is located approximately 15 miles west. The Ravenel Towne Centre is a new a center, being completed in 1996, but does have Food Lion as a major tenant. The tenant structure for these shopping centers and income streams are very similar to subject. There is a neighborhood center located on St. Andrews Road at Sycamore Street which was completed during 1996 having Food Lion and Revco as the major tenants. The developers are planning to construct 9,000 square feet of shops during 1997 with the projected rental rates to be from $10.00 to $12.00 per square foot.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B. RENTAL INFORMATION

                                       SUBJECT           COMPARABLE 1        COMPARABLE 2         COMPARABLE 3       COMPARABLE 4
                                       -------           ------------        ------------         ------------       ------------
1.  Asking Rental Rate

     a.  Anchor Space             $5.75 - $7.00       N/A                 N/A                  N/A                 $7.75
                                  ------------------  ------------------  -------------------  ------------------  ---------------
     b.  Shop Space               $1.95 - $10.49      $12.50              $13.00               $10.00              $4.64 - $9.00
                                  ------------------  ------------------  -------------------  ------------------  ---------------
2.  Lease Type (Gross/Net)        Triple Net          Triple Net          Triple Net           Triple Net          Triple Net
                                  ------------------  ------------------  -------------------  ------------------  ---------------
3.  Rent Concessions              None                None                None                 None                None
                                  ------------------  ------------------  -------------------  ------------------  ---------------
4.  Effective Rent                $1.95 - $10.49      $9.00 - $12.50      $10.00 - $13.00      $9.00 - $10.00      $4.64 - $9.00
                                  ------------------  ------------------  -------------------  ------------------  ---------------
5.  TI Allowance                  None                None                None                 None                None
                                  ------------------  ------------------  -------------------  ------------------  ---------------
6.  Expense Stop                  None                None                None                 None                None
                                  ------------------  ------------------  -------------------  ------------------  ---------------
7.  Length of Lease Term          3 - 5 years (shop)  3 - 5 years (shop)  3 -5 years (shop)    3 - 5 years (shop)  5 years
                                  ------------------  ------------------  -------------------  ------------------  ---------------
8.  Commissions                   5.00% to 7.00%      5.00% to 7.00%      5.00% to 7.00%       5.00% to 7.00%      5.00% - 7.00%
                                  ------------------  ------------------  -------------------  ------------------  ---------------
9.  Percentage Rent               Food Lion, Revco,
     (per lease terms)            Family Dollar, One  Piggly Wiggly       Food Lion, Wal-Mart  Food Lion           Food Lion
                                  Price Clothing
                                  ------------------  ------------------  -------------------  ------------------  ---------------
10. Historical Annual
     Absorption/sq.ft.            N/A                 N/A                 N/A                  N/A                 N/A
                                  ------------------  ------------------  -------------------  ------------------  ---------------
11. Annual Operating Expense
     psf (Including taxes)        N/A                 N/A                 N/A                  N/A                 N/A
                                  ------------------  ------------------  -------------------  ------------------  ---------------

C. RANK RELATIVE TO
    SUBJECT

   (inferior, similar, superior)  N/A                 similar             similar              similar             similar
                                  ------------------  ------------------  -------------------  ------------------  ---------------

D. EXPLAIN RANKING/COMMENTS:

These centers are similar to subject and the income streams are similar. Comparable No. 4 is located approximately 15 miles west, but in a new center.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1

                                [GRAPHIC OMITTED]

Name:                Quadrangle Shopping Center
Location:            East Side of Sam Rittenberg Boulevard
                     Charleston, SC
Year Built:          1984
Total Size:          75,793 SF
Vacant Space:        4,200 SF
Vacancy Rate:            5.54%
Rental Range:        $9.00 to $12.50 per square foot
Tenant Expenses:     Triple Net

Remarks:

This center was renovated and the Piggly Wiggly store was expanded. Major tenants are Piggly Wiggly and SK Menswear.

Comparable Rental No. 2

                                [GRAPHIC OMITTED]

Name:                 Ashley Crossing
Location:             Highway #61 at Magwood Road
                      Charleston, SC
Year Built:           1991
Total Size:           188,903 SF
Vacant Space:         0
Vacancy Rate:         0%
Rental Range:         $10.00 - $13.00
Tenant Expenses:      Triple Net

Remarks:

Major tenants are Food Lion and Wal-Mart. Food Lion and shops are to the side of Wal-Mart.

Comparable Rental No. 3

                                [GRAPHIC OMITTED]

Name:                  Ashley Oaks Plaza
Location:              1119 Wappoo Road
                       Charleston, SC
Year Built:            1985
Total Size:            56,200 SF
Vacant Space:          0
Vacancy Rate:          0%
Local Rent Range:      $9.00 - $10.00
Tenant Expenses:       Triple Net

Remarks:

This center is 100 percent occupied except for Food Lion, who has vacated the store, but is continuing to pay rent. The shops are fully occupied.

Comparable Rental No. 4

                                [GRAPHIC OMITTED]

Name:                  Ravenel Towne Centre
Location:              6323 Savannah Highway
                       Ravenel, SC
Year Built:            1996
Total Size:            39,600 SF
Vacant Space:          0 SF
Vacancy Rate:          0 %
Local Rent Range:      $4.64 - $9.00
Tenant Expenses:       Triple Net

Remarks:

This center was completed in 1996. Major tenants include Food Lion with Family Dollar and Hollywood Video.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II. SALES COMPARABLE

                                       SUBJECT           COMPARABLE 1           COMPARABLE 2         COMPARABLE 3
                                       -------           ------------           ------------         ------------
1. Identification

   a.  Name                       Shopper's Port      St. Andrews Crossing  Eastgate Shop. Center  One Norman Center
                                  ------------------  --------------------  ---------------------  -----------------
   b.  Street Address                                                       NWC Whiskey Rd. &      19706 One Norman
                                  2049 Savannah Hwy.  817 St. Andrews Road  Eastgate Dr.           Blvd.
                                  ------------------  --------------------  ---------------------  -----------------
   c.  City                       Charleston, SC      Columbia, SC          Aiken, SC              Cornelius, NC
                                  ------------------  --------------------  ---------------------  -----------------
   d.  Distance from Subject      N/A                 8 miles               56 miles               100 miles
                                  ------------------  --------------------  ---------------------  -----------------
2. Attributes

   a.  Year Built                 1974 (Reh. 1992)    1994                  1995                   1993
                                  ------------------  --------------------  ---------------------  -----------------
   b.  Net sq. feet               74,400 SF           66,910 SF             75,716 SF              54,185 SF
                                  ------------------  --------------------  ---------------------  -----------------
   c. # Buildings                 3                   1                     1                      1
                                  ------------------  --------------------  ---------------------  -----------------
   d. # of Stories                1                   1                     1                      1
                                  ------------------  --------------------  ---------------------  -----------------
   e. Vacancy %                   0%                  0%                    5.00%                  0%
                                  ------------------  --------------------  ---------------------  -----------------
3. Sales Information

   a.  Sales Price                N/A                 $6,550,000            $6,675,000             $4,650,000
                                  ------------------  --------------------  ---------------------  -----------------
   b.  Sales Price PSF            N/A                 $97.89                $88.16                 $85.82
                                  ------------------  --------------------  ---------------------  -----------------
   c.  Cap. Rate                  N/A                 9.69%                 9.86%                  9.68%
                                  ------------------  --------------------  ---------------------  -----------------
   d.  Date                       N/A                 05-25-94              09-28-95               10-12-95
                                  ------------------  --------------------  ---------------------  -----------------
   e.  NOI at time of Sale        N/A                 $634,797              $657,896               $450,188
                                  ------------------  --------------------  ---------------------  -----------------
4. Rank Relative to Subject
   (inferior, similar, superior)  N/A                 superior              similar                similar
                                  ------------------  --------------------  ---------------------  -----------------

                                       COMPARABLE 4
                                       ------------
1. Identification

   a.  Name                          Paw Creek Commons
                                     ----------------------
   b.  Street Address                E/S Little Rock Rd. at
                                     Freedom Dr.
                                     ----------------------
   c.  City                          Charlotte, NC
                                     ----------------------
   d.  Distance from Subject         92 miles
                                     ----------------------
2. Attributes

   a.  Year Built                    1996
                                     ----------------------
   b.  Net sq. feet                  66,050 SF
                                     ----------------------
   c. # Buildings                    1
                                     ----------------------
   d. # of Stories                   1
                                     ----------------------
   e. Vacancy %                      2.73%
                                     ----------------------
3. Sales Information

   a.  Sales Price                   $5,384,000
                                     ----------------------
   b.  Sales Price PSF               $77.52
                                     ----------------------
   c.  Cap. Rate                     9.61%
                                     ----------------------
   d.  Date                          03-25-97
                                     ----------------------
   e.  NOI at time of Sale           $517,412
                                     ----------------------
4. Rank Relative to Subject
   (inferior, similar, superior)     superior
                                     ----------------------

Explain Ranking/Comments:

Comparables 1 and 4 are ranked superior to subject. The reason for this is because of the location of these comparables being superior to subject. Comparable No. 2 and No. 3 are located in a commercial area that is larger than subject, but it is similar. However, the income stream of subject is just as strong as these comparables.

Comparable Sale No. 1

                                [GRAPHIC OMITTED]

TMS:                        6012 -1 -1
Name:                       St. Andrews Crossing
Location:                   817 St. Andrews Road, Columbia, SC
Grantor:                    Hayley-Redd, L.P.
Grantee:                    F.A.C. Properties
Deed Reference:             Book 1199, Page 331
Date:                       May 25, 1994
Sales Price:                $6,550,000
Adjusted Sales Price:       $6,550,000
Size building               66,910
Sales Price per S.F.:       $97.89
Size Land (Acres):          8.08
Size Land (S.F.):           351,965
Year Built:                 1994
Land/Building Ratio:        5.26 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $686,905
EGIM:                       9.54
Net Operating Income:       $634,797
Overall Rate:               9.69%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

                                [GRAPHIC OMITTED]

Comparable Sale No. 2

TMS:
Name:                       Eastgate Shopping Center
Location:                   Northwest Corner of Whiskey Road & Eastgate Drive
                            Aiken, SC
Grantor:                    Southwest U.S. Retail, LP
Grantee:                    PDG Aiken Partners, LP
Deed Reference:             N/A
Date:                       September 28, 1995
Sales Price:                $6,675,000
Adjusted Sales Price:       $6,675,000
Size building:              75,716
Sales Price per S.F.:       $88.16
Size Land (Acres):          8.79
Size Land (S.F.):           382,892
Year Built:                 1995
Land/Building Ratio:        5.06 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $782,704
Effective Gross Income:     $782,704
EGIM:                       8.53
Net Operating Income:       $657,896
Overall Rate:               9.86%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3

                                [GRAPHIC OMITTED]

Name:                       One Norman Center
Location:                   19706 One Norman Boulevard
                            Cornelius, Mecklenburg County, NC
Grantor:                    One Norman Center, LP
Grantee:                    Lucky Realty
Deed Reference:             Book 8325, Page 721
Date:                       October 12, 1995
Sales Price:                $4,650,000
Adjusted Sales Price:       $4,650,000
Size building:              54,185
Sales Price per S.F.:       $85.82
Size Land (Acres):          5.69
Size Land (S.F.):           247,856
Year Built:                 1993
Land/Building Ratio:        4.57 to 1
Utilities:                  All Public
Zoning:                     CUB-2
Financing:                  Cash to Seller
Gross Potential Income:     $474,591 - $8.76/SF
Effective Gross Income:     $474,591 - $8.76/SF
Gross Income Multiple:      9.80
EGIM:                       9.80
Net Operating Income:       $450,188 - $8.31/SF
Overall Rate:               9.68%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4

                                [GRAPHIC OMITTED]

TMS:                        59-231-22,23 pt.
Name:                       Paw Creek Commons
Location:                   East side of Little Rock Road at Freedom Drive
Grantor:                    Paw Creek, LLC
Grantee:                    Paw Creek Crossing Limited Partnership
Deed Reference:             Book 8988, Page 519
Date:                       March 25, 1997
Sales Price:                $5,120,000
Adjusted Sales Price:       $5,384,000
Size building:              66,050
Sales Price per S.F.:       $77.52
Size Land (Acres):          9.82
Size Land (S.F.):           427,759
Year Built:                 1996
Land/Building Ratio:        6.48 to 1
Utilities:                  Municipal
Zoning:                     CC, Commercial Center
Financing:                  Cash to Seller
Gross Potential Income:     $568,840
Effective Gross Income:     $552,054
Gross Income Multiple:      9.00
EGIM:                       9.27
Net Operating Income:       $517,412
Overall Rate:               9.61%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

o   Comparables Rental Map
o   Comparables Sales Map
o   Building Layout
o   Rent Roll
o   Photographs of Subject

                                [GRAPHIC OMITTED]

                             Comparable Rentals Map

                                [GRAPHIC OMITTED]

                               Improved Sales Map

                                [GRAPHIC OMITTED]

                                   Site Plan

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  SHOPPER'S PORT SHOPPING CENTER
           2049 SAVANNAH HIGHWAY
           CHARLESTON, SC 29407-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined
     CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                        per                  Annual
Tenant Name                    Unit #   Sq Feet   Misc      From        To      MTM    SF/YR     Begin    Base Rent
--------------------------------------------------------------------------------------------------------------------
REVCO #0801
REVCO DISCOUNT DRUG CENTERS,   650- 10   8,450            02/03/91   02/28/01           6.00    02/03/91  50,700.00
                                                                                        7.00    02/03/96  59,149.92
                                                                                        0.00                   0.00
                                                                                        0.00                   0.00

FOOD LION #0920                650- 20  29,000            12/15/90   12/14/10           0.00                   0.00
FOOD LION, INC.                                                                         5.75    02/01/91 166,749.96
                                                                                        6.75    02/01/01 195,750.00
                                                                                        0.00                   0.00

FAMILY DOLLAR #167
FAMILY DOLLAR STORES OF CHARL  650- 30   6,000            01/31/74   12/31/98           1.85    01/01/89  11,100.00
                                                                                        1.95    01/01/94  11,700.00
                                                                                        0.00                   0.00
                                                                                        0.00                   0.00

ONE PRICE CLOTHING #032
ONE PRICE CLOTHING STORES, IN  650- 40   4,000            05/01/97   06/30/02           7.00    10/01/91  27,999.96
                                                                                        0.00                   0.00

ACE TV RENTALS #412
ACE TV RENTALS                 650- 50   2,200            08/01/94   07/31/97           0.00                   0.00
                                                                                        9.00    08/01/93  19,800.00

------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY                            REIMBURSEMENTS                     RENEWAL OPTIONS            PERCENT RENT
 INFORMATION                    Tax   Base   Ins   Base   CAM   Base                       per        Pcnt of    Amount   Nat
Tenant Name                    Recov  Year  Recov  Year  Recov  Year   Begin         End  SF/YR  Typ               Over   Brk
------------------------------------------------------------------------------------------------------------------------------
REVCO #0801
REVCO DISCOUNT DRUG CENTERS,    Full     0   PRS   1991   Full     0  03/01/01  02/28/06  7.50        2.00     1,690,000
                                                                      03/01/06  02/28/11  7.50        2.00     1,971,666
                                                                      03/01/11  02/28/16  7.50        2.00             0
                                                                      03/01/16  02/28/21  7.50        2.00             0

FOOD LION #0920                 Full     0   PRS   1991  Fixed     0  12/15/10  12/14/15  0.00        1.00             0   Y
FOOD LION, INC.                                                       12/15/15  12/14/20  0.00        1.00    16,675,000   Y
                                                                      12/15/20  12/14/25  0.00        1.00    19,575,000   Y
                                                                      12/15/25  12/14/30  0.00        1.00             0   Y

FAMILY DOLLAR #167
FAMILY DOLLAR STORES OF CHARL   PRS   1974   PRS   1978   Full     0  01/01/84  12/31/88  1.85        2.50       444,000   Y
                                                                      01/01/89  12/31/93  1.85        2.50       468,000   Y
                                                                      01/01/94  12/31/98  1.95        2.50             0   Y
                                                                      01/01/99  12/31/03  2.05        2.50             0   Y

ONE PRICE CLOTHING #032
ONE PRICE CLOTHING STORES, IN   Full     0  Full      0   Full     0  10/01/91  09/30/96  7.00        4.00       700,000   Y
                                                                                          0.00        4.00       700,000   Y

ACE TV RENTALS #412
ACE TV RENTALS                  PRS   1986   PRS   1986   Full     0  08/01/94  07/31/97  0.00        0.00             0
                                                                                          0.00        0.00             0

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  SHOPPER'S PORT SHOPPING CENTER
           2049 SAVANNAH HIGHWAY
           CHARLESTON, SC 29407-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------
           TENANT AND PROPERTY INFORMATION                        LEASE TERM           RENT INFORMATION
                                                                                   per                Annual
Tenant Name                    Unit #    Sq Feet   Misc    From       To     MTM  SF/YR    Begin   Base Rent
-------------------------------------------------------------------------------------------------------------
ACE TV RENTALS #412
ACE TV RENTALS                 650- 50    2,200          08/01/94  07/31/97        9.25  08/01/95  20,349.96
                                                                                   9.50  08/01/96  20,899.92

EMERGICARE, PA
                               650- 60    3,800          06/01/95  05/31/98        0.00                 0.00
                                                                                   9.62  06/01/92  36,555.96
                                                                                   0.00                 0.00
                                                                                   0.00                 0.00
                                                                                  10.49  06/01/95  39,861.96

EMERGICARE, PA
EMERGICARE, PA                 650- 70    1,950          06/01/92  05/31/98        0.00                 0.00
                                                                                   7.97  06/01/92  15,541.44
                                                                                   0.00                 0.00
                                                                                   0.00                 0.00
                                                                                   8.69  06/01/95  16,945.44

AARON'S FURNITURE OF CHAS.
AARON'S FURNITURE OF CHARLEST  650- 80    7,000          02/18/96 02/28/01         6.25  03/01/96  43,749.96
                                                                                   0.00                 0.00
                                                                                   6.50  03/01/99  45,500.04
                                                                                   6.75  03/01/00  47,250.00
-------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                             REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                         per         Pcnt of   Amount   Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin     End     SF/YR  Typ               Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
ACE TV RENTALS #412
ACE TV RENTALS                  PRS   1986   PRS    1986   Full       0                         0.00         0.00           0
                                                                                                0.00         0.00           0

EMERGICARE, PA
                                PRS   1981   PRS    1981   Full       0     06/01/98  05/31/01  0.00         0.00           0
                                                                            06/01/01  05/31/04  0.00         0.00           0
                                                                            06/01/04  05/31/07  0.00         0.00           0
                                                                                                0.00         0.00           0
                                                                                                0.00         0.00           0

EMERGICARE, PA
EMERGICARE, PA                  PRS   1981   PRS    1981   Full       0     06/01/95  05/31/98  0.00         0.00           0
                                                                            06/01/98  05/31/01  0.00         0.00           0
                                                                            06/01/01  05/31/04  0.00         0.00           0
                                                                            06/01/04  05/31/07  0.00         0.00           0


AARON'S FURNITURE OF CHAS.
AARON'S FURNITURE OF CHARLEST  Full      0  Full       0   Full       0     02/01/01  01/31/06  7.25         0.00           0
                                                                                                0.00         0.00           0
                                                                                                0.00         0.00           0
                                                                                                0.00         0.00           0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  SHOPPER'S PORT SHOPPING CENTER
           2049 SAVANNAH HIGHWAY
           CHARLESTON, SC 29407-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-----------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                  LEASE TERM              RENT INFORMATION
                                                                                 per                Annual
Tenant Name                   Unit #   Sq Feet  Misc    From       To      MTM  SF/YR  Begin     Base Rent
-----------------------------------------------------------------------------------------------------------
BOAT AMERICA CORPORATION
BOAT/US MARINE CORPORATION   650- 90   12,000         11/01/96  10/31/01        8.50  11/01/96  102,000.00
                                                                                0.00                  0.00
                                                                                0.00                  0.00

FIRST FEDERAL SAVINGS
FIRST FEDERAL OF CHARLESTON  650- 100       0    K    05/27/78  05/31/98        0.00  05/22/78    6,000.00
                                                                                0.00                  0.00
NEVADA BOB'S OF CHARLESTON
EAGLE 18 GOLF, INC.          650- 110       0    P    02/01/96  06/30/99        0.00  08/01/96   44,799.96
                                                                                0.00                  0.00
                                                                                0.00  08/01/97   47,600.04
                                                                                0.00  08/01/98   50,400.00
-----------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..    74,000                   Current Annual Base Rent   539,857.08
                              Available.         0
                              Total.....    74,000

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION                   REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                      Tax   Base   Ins   Base   CAM   Base                       per        Pcnt of    Amount   Nat
Tenant Name                          Recov  Year  Recov  Year  Recov  Year   Begin      End     SF/YR  Typ               Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
BOAT AMERICA CORPORATION
BOAT/US MARINE CORPORATION           Full      0  Full      0  Full      0  11/01/01  10/31/06  9.50        0.00             0
                                                                            11/01/06  10/31/11  0.00        0.00             0
                                                                                                0.00        0.00             0

FIRST FEDERAL SAVINGS
FIRST FEDERAL OF CHARLESTON           PRS   1977  Full      0  None      0  05/27/98  05/31/03  0.00        0.00             0
                                                                            05/27/03  05/31/08  0.00        0.00             0
NEVADA BOB'S OF CHARLESTON
EAGLE 18 GOLF, INC.                  Full      0  Full      0  None      0  07/01/99  06/30/02  0.00        3.00     2,240,000
                                                                                                0.00        3.00             0
                                                                                                0.00        3.00             0
                                                                                                0.00        3.00             0
------------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY

                                [GRAPHIC OMITTED]

Savannah Highway Looking South - Subject On Left

                                [GRAPHIC OMITTED]

Savannah Highway Looking North - Subject On Right

                                [GRAPHIC OMITTED]

Subject Front View

                                [GRAPHIC OMITTED]

Subject Front View

                                [GRAPHIC OMITTED]

Subject Rear View

                                [GRAPHIC OMITTED]

Subject Rear View

                                [GRAPHIC OMITTED]

Subject - Nevada Bob's

                                [GRAPHIC OMITTED]

Subject - First Federal Of Charleston

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                        TRIANGLE VILLAGE SHOPPING CENTER

                            912-934 North Lake Drive
                   Lexington, Lexington County, South Carolina


                                   Prepared by

                             O. Marshall Dodds, MAI

                       Date of Market Study - May 5, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]

                                               May 5, 1997

Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re:  Market Study
     Triangle Village Shopping Center
     912-934 North Lake Drive
     Lexington, Lexington County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 5, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The subject property consists of a community shopping center that contains 115,754 square feet of leaseable area. The center was constructed in 1986 with the major tenants being Wal-Mart, Food Lion, andRevco. The subject property is currently 96.76%.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary.

                                       Respectfully submitted,

                                       O. MARSHALL DODDS COMPANY, INC.



                                       /s/ O. Marshall Dodds
                                       -------------------------------------
                                       O. Marshall Dodds, MAI
                                       State Certified General
                                       Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as: insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial spheres.

The unemployment rate for Lexington County as of March, 1997 was 2.9 percent while the statewide rate was 5.3 percent. The Columbia MA unemployment rate was 3.5%.

Neighborhood and Site

The neighborhood is located in the eastern section of the city of Lexington. The intersection of Sunset Boulevard (US Highway #378) and North Lake Drive (SC Highway #6) is also located in the neighborhood and at subject property. Subject neighborhood is in the direction of the growth for commercial properties for the city of Lexington. A new community shopping center with a Wal-Mart Superstore as a major tenant is located on Sunset Boulevard just east of subject. The Lexington Place Shopping Center, with Publix, is located at the intersection of Sunset Boulevard and Cherokee Road. There are other retail and service type facilities that are located along Sunset Boulevard including convenience markets/self-service gasoline stations, fast food restaurants, office buildings, day care centers and others. There is a medical office park located on Sunset Boulevard to the east of subject property. The Chimney Ridge Apartments were completed approximately two years ago. There are several single family residental subdivisions that are located throughout the neighborhood. The Hites Restaurant site was purchased for $1,300,000 for the development of an Eckerds Drug Store. Richland Memorial Hospital purchased a site on North Lake Drive in subject neighborhood recently while Lexington Medical Center purchased a site on West Main Street. These sites will be developed with medical complexes.

Physical features are as follows:

1.  Size                             12.508 acres or 534,840 SF
2.  Identity                         912-934 North Lake Drive
                                     TMS# 04300-02-026, 06
3.  Shape                            Irregular
4.  Topography                       Generally level and on street grade
5.  Accessability                    Good
6.  Utilities                        Municipal

Physical Description

Building features are as follows:

1.  Size (net)                       115,754 SF
2.  Layout & Design                  One story - discount store - food store -
                                     drug store and six shops
3.  Parking Spaces                   604
                                     4.71 per 1,000 square feet of net area
4.  Construction                     Brick and glass front with concrete block
                                     on side and rear and metal seam roof.

Market Position and Marketability Conclusions

Lexington is a sixth largest retail submarket containing 722,567 square feet or 5.5% of all retail space surveyed. The Winn-Dixie Shopping Center in South Congaree, with 44,000 square feet was to added to the submarket. Twelve of the 158 completed retail shopping centers surveyed were in the Lexington area, with 46,190 square feet of space vacant for a vacancy rate of 6.4%, the fourth lowest vacancy rate in the ten areas. Twelve months earlier the vacancy rate was 8.1%, and 24 months earlier the vacancy rate was 11.1%. There is one center that is planned for this area, Lexington Place Phase II, on Sunset Boulevard at Old Cherokee Road. This center will add approximately 63,000 square feet to this market. The Wal-Mart Supercenter on Sunset Boulevard is nearing completion and will add 202,847 square feet to this submarket when completed. The average rental rate of a new lease in this area is $9.23 per square foot, up $ 0.23 per square foot from the last survey and up $ 0.43 per square foot from the survey two years ago.

The subject property is located in the northeast section of the city of Lexington. The neighborhood is in the direction of growth for the city of Lexington. There are existing shopping centers in the neighborhood such as subject property, Lexington Place and Pastime Pavillion. There are other shopping centers that are located along Columbia Avenue and West Main Street. Several single family residental subdivisions are located throughout the subject neighborhood as well as several mutli-family projects.

The Lexington K-Mart Center is anchored by K-Mart stores and the rental range for the shops is from $9.00 - $10.00 per square foot. The Village Square Shopping Center was renovated approximately two years ago and the Bi-Lo Store was expanded. The rental rates range from $8.00 to $10.00 per square foot. The Lexington Place Shopping Center has Publix Stores as the anchor tenant with shops. Phase II is planned for Lexington Place.
The rental range for the shops is from $8.20 to $14.00 per square foot.

The subject property has six shops and the rental rates for these shops ranges from $7.50 to $13.50 per square foot. This is within the range of the rental rates for the shops in the comparable shopping centers. It should be mentioned that Wal-Mart will be vacating the store in subject property and occupy the Wal-Mart Superstore after completion which should be shortly. The location of subject property is good as it is in the direction of growth. It is thought that the Wal-Mart Store can be leased to other tenants after Wal-Mart vacates the premises. Wal-Mart will be paying rent until November 30, 2005.

The rental rate for the Food Lion store is $5.63 while the rental rate for the Revco store is $7.50 per square foot. Wal-Mart is paying $3.55 per square foot.

Trends:

The subject property is located in the northeast section of the city of Lexington. This neighborhood is in the direction of the growth of Lexington. A new shopping center is being constructed with Wal-Mart stores being the major tenant in a new superstore. Publix is the anchor tenant in the Lexington Place Shopping Center. Other developments have occurred throughout the neighborhood including commercial developments and single family residential.

The neighborhood has maintained its stability over the years and is undergoing a growth period at this time. All trends are favorable.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                          SUBJECT              COMPARABLE 1            COMPARABLE 2            COMPARABLE 3
                                          -------              ------------            ------------            ------------
1.  Identification

    a. Name                        Triangle Village          Lexington K-Mart        Village Square          Lexington Place, PH. I
                                   ----------------------    ---------------------   ---------------------   -----------------------
    b. Street                                                                                                N/S Sunset Blvd. at
                                   912-934 N. Lake Drive     N/S West Main Street    N/S Columbia Ave.       Old Cherokee Rd.
                                   ----------------------    ---------------------   ---------------------   -----------------------
    c. City                        Lexington, SC             Lexington, SC           Lexington, SC           Lexington, SC
                                   ----------------------    ---------------------   ---------------------   -----------------------
    d. Distance from subject       N/A                       1.5 miles               1.0 mile                .5 mile
                                   ----------------------    ---------------------   ---------------------   -----------------------
    e. Contact                     Edens & Avant, Inc.       Baker & Baker           Keenan Company          Holmes-Smith Dev. Co.
                                   ----------------------    ---------------------   ---------------------   -----------------------
    f. Phone                       803-779-4420              803-254-8987            803-254-2300            803-748-1252
                                   ----------------------    ---------------------   ---------------------   -----------------------
2.  Attributes
    a. Year built                  1986                      1986                    1975 (Reh. 1994)        1994
                                   ----------------------    ---------------------   ---------------------   -----------------------
    b. Net sq. Ft.                 115,754                   78,000                  67,000                  60,944
                                   ----------------------    ---------------------   ---------------------   -----------------------
    c. # building                  1                         1                       1                       1
                                   ----------------------    ---------------------   ---------------------   -----------------------
    d. #stories                    1                         1                       1                       1
                                   ----------------------    ---------------------   ---------------------   -----------------------
    e. Avg. Floor plate size
         (SF), if office           N/A                       N/A                     N/A                     N/A
                                   ----------------------    ---------------------   ---------------------   -----------------------
    f. # elevators                 N/A                       N/A                     N/A                     N/A
                                   ----------------------    ---------------------   ---------------------   -----------------------
    g. Parking                     Adequate                  Adequate                Adequate                Adequate
                                   ----------------------    ---------------------   ---------------------   -----------------------
    h. Construction Type           Brick/Concrete Block      Brick/Concrete Block    Brick/Concrete Block    Brick/Concrete Block
                                   ----------------------    ---------------------   ---------------------   -----------------------
    I. Vacancy %                   3.24%                     0%                      11.94%                  0%
                                   ----------------------    ---------------------   ---------------------   -----------------------
    j. Anchors, if Retail          Wal-Mart, Food Lion,
                                   Revco                     K-Mart                  Bi-Lo                   Publix
                                   ----------------------    ---------------------   ---------------------   -----------------------

                                     COMPARABLE 4
                                     ------------
1.  Identification

    a. Name                        Wal-Mart Superstore
                                   -----------------------
    b. Street
                                   N/S Sunset Blvd.
                                   -----------------------
    c. City                        Lexington, SC
                                   -----------------------
    d. Distance from subject       .5 mile
                                   -----------------------
    e. Contact                     Wyatt Development Co.
                                   -----------------------
    f. Phone                       803-649-3975
                                   -----------------------
2.  Attributes
    a. Year built                  1997
                                   -----------------------
    b. Net sq. Ft.                 202,847
                                   -----------------------
    c. # building                  1
                                   -----------------------
    d. #stories                    1
                                   -----------------------
    e. Avg. Floor plate size
         (SF), if office           N/A
                                   -----------------------
    f. # elevators                 N/A
                                   -----------------------
    g. Parking                     Adequate
                                   -----------------------
    h. Construction Type           Brick/Concrete Block
                                   -----------------------
    I. Vacancy %                   4.44%
                                   -----------------------
    j. Anchors, if Retail
                                   Wal-Mart Superstore
                                   -----------------------


Comments:

These comparables are located in Lexington and nearby subject. Comparable No. 1 is anchored by a K-Mart store and was built in the same year as subject. Comparable No. 4 is anchored by a Wal-Mart Superstore and after the completion of this store, Wal-Mart will vacate the premises on subject property. Comparables No. 2 and 3 are smaller than subject, but are similar.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION
                                          SUBJECT              COMPARABLE 1           COMPARABLE 2          COMPARABLE 3
                                          -------              ------------           ------------          ------------
1.  Asking Rental Rate

    a. Anchor Space                $3.55 - $7.50             N/A                    N/A                   N/A
                                   ---------------------     -------------------    ------------------    -------------------
    b. Shop Space                  $7.50 - $13.50            $9.00 - $10.00         $8.00 - $10.00        $8.20 - $14.00
                                   ---------------------     -------------------    ------------------    -------------------
2.  Lease Type (Gross/Net)         Triple Net                Triple Net             Triple Net            Triple Net
                                   ---------------------     -------------------    ------------------    -------------------
3.  Rent Concessions               None                      None                   None                  None
                                   ---------------------     -------------------    ------------------    -------------------
4.  Effective Rent                 $7.50 - $13.50            $9.00 - $10.00         $8.00 - $10.00        $8.20 - $14.00
                                   ---------------------     -------------------    ------------------    -------------------
5.  TI Allowance                   None                      None                   None                  None
                                   ---------------------     -------------------    ------------------    -------------------
6.  Expense Stop                   None                      None                   None                  None
                                   ---------------------     -------------------    ------------------    -------------------
7.  Length of Lease Term           3 - 5 years (shop)        3 - 5 years (shop)     3 -5 years (shop)     3 - 5 years (shop)
                                   ---------------------     -------------------    ------------------    -------------------
8.  Commissions                    5.00% to 7.00%            5.00% to 7.00%         5.00% to 7.00%        5.00% to 7.00%
                                   ---------------------     -------------------    ------------------    -------------------
9.  Percentage Rent
     (per lease terms)             Wal-Mart, Food Lion,
                                   Revco                     K-Mart                 Bi-Lo                 Publix
                                   ---------------------     -------------------    ------------------    -------------------
10. Historical Annual
      Absorption/sq.ft.            N/A                       N/A                    N/A                   N/A
                                   ---------------------     -------------------    ------------------    -------------------
11. Annual Operating Expense
      psf (Including taxes)        N/A                       N/A                    N/A                   N/A
                                   ---------------------     -------------------    ------------------    -------------------

C.  RANK RELATIVE TO
      SUBJECT

    (inferior, similar, superior)  N/A                       similar                similar               similar
                                   ---------------------     -------------------    ------------------    -------------------

B.  RENTAL INFORMATION
                                     COMPARABLE 4
                                     ------------
1.  Asking Rental Rate

    a. Anchor Space                N/A
                                   -----------------
    b. Shop Space                  $9.50 - $13.50
                                   -----------------
2.  Lease Type (Gross/Net)         Triple Net
                                   -----------------
3.  Rent Concessions               None
                                   -----------------
4.  Effective Rent                 $9.50 - $13.50
                                   -----------------
5.  TI Allowance                   None
                                   -----------------
6.  Expense Stop                   None
                                   -----------------
7.  Length of Lease Term           3-5 years (shop)
                                   -----------------
8.  Commissions                    5.00% - 7.00%
                                   -----------------
9.  Percentage Rent
     (per lease terms)
                                   Wal-Mart
                                   -----------------
10. Historical Annual
      Absorption/sq.ft.            N/A
                                   -----------------
11. Annual Operating Expense
      psf (Including taxes)        N/A
                                   -----------------

C.  RANK RELATIVE TO
      SUBJECT

    (inferior, similar, superior)  superior
                                   -----------------

D. EXPLAIN RANKING/COMMENTS:

Subject property is similar to Comparables No. 1, 2 and 3. Comparable No. 1 is very similar, in that, there is a large discount store that is in this center. Also, subject was constructed in 1986 and this comparable was also. Comparables No. 2 and 3 are similar, but these are smaller shopping centers. Comparable No. 4 is superior to subject as there will be a Wal-Mart Superstore in this center. The pre-leasing program has been very good. After the completion of this center, Wal-Mart will vacate the premises in subject and this Wal-Mart Superstore will be replacing the existing Wal-Mart Store.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1

                               [GRAPHIC OMITTED]

Name:                                    Lexington K-Mart Shopping Center
Location:                                N/S West Main Street
                                         Lexington, SC
Year Built:                              1986
Total Size:                              78,000 SF
Vacant Space:                                 0 SF
Vacancy Rate:                                 0%
Rental Range:                            $9.00 to $10.00  per square foot
Tenant Expenses:                         Triple Net

Remarks:

The anchor tenant is K-Mart. Exposure and visibility are good. This center has always had high occupancy rates.

Comparable Rental No. 2

                               [GRAPHIC OMITTED]

Name:                                    Village Square Shopping Center
Location:                                N/S Columbia Avenue
                                         Lexington, SC
Year Built:                              1975 (Reh. 1994)
Total Size:                              67,000 SF
Vacant Space:                             8,000 SF
Vacancy Rate:                             11.94%
Rental Range:                            $8.00 - $10.00 per square foot
Tenant Expenses:                         Triple Net

Remarks:

The center was renovated two years ago. The Bi-Lo store was expanded.

Comparable Rental No. 3

                               [GRAPHIC OMITTED]

Name:                                    Lexington Place Shopping Center
Location:                                N/S Sunset Blvd. at Old Cherokee Blvd.
                                         Lexington, SC
Year Built:                              1994
Total Size:                              60,944 SF
Vacant Space:                                 0 SF
Vacancy Rate:                                 0%
Rental Range:                            $8.20 - $14.00  per square foot
Tenant Expenses:                         Triple Net

Remarks:

Publix is the anchor tenant with shops. Phase II is planned and will be built in 1997 or 1998. There are two outlots in this center.

Comparable Rental No. 4

                               [GRAPHIC OMITTED]

Name:                                    Wal-Mart Superstore
Location:                                N/S Sunset Blvd.
                                         Lexington, SC
Year Built:                              1997
Total Size:                              202,847 SF
Vacant Space:                              9,000 SF
Vacancy Rate:                               4.44%
Local Rent Range:                        $9.50 - $13.50 per square foot
Tenant Expenses:                         Triple Net

Remarks:

This center is nearing completion. Pre-leasing of the shops has been good. Two outlots have been sold - Golden Corral and Chick-Fil-A.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II. SALES COMPARABLE

                                          SUBJECT            COMPARABLE 1            COMPARABLE 2           COMPARABLE 3
                                          -------            ------------            ------------           ------------
1.   Identification

     a. Name                       Triangle Village        Barnwell Plaza          Hampton Plaza          Cunningham Plaza
                                   --------------------    ---------------------   -------------------    -------------------
     b. Street Address                                                             2864 Wilma Rudolph     1610 Fort Campbell
                                   912-934 N. Lake Dr.     1019 Dunbarton Blvd.    Blvd.                  Blvd.
                                   --------------------    ---------------------   -------------------    -------------------
     c. City                       Lexington, SC           Barnwell, SC            Clarksville, TN        Clarksville, TN
                                   --------------------    ---------------------   -------------------    -------------------
     d. Distance from Subject      N/A                     60 miles                510 miles              510 miles
                                   --------------------    ---------------------   -------------------    -------------------
2.  Attributes
     a. Year Built                 1986                    1985                    1987                   1987
                                   --------------------    ---------------------   -------------------    -------------------
     b. Net sq. feet               115,754 SF              70,725 SF               189,302 SF             140,744 SF
                                   --------------------    ---------------------   -------------------    -------------------
     c. # Buildings                1                       1                       1                      1
                                   --------------------    ---------------------   -------------------    -------------------
     d. # of Stories               1                       1                       1                      1
                                   --------------------    ---------------------   -------------------    -------------------
     e. Vacancy %                  3.24%                   9.00%                   0%                     11.23%
                                   --------------------    ---------------------   -------------------    -------------------
3.  Sales Information
     a. Sales Price                N/A                     $2,860,620              $6,150,000             $5,025,000
                                   --------------------    ---------------------   -------------------    -------------------
     b. Sales Price PSF            N/A                     $40.45                  $32.49                 $35.70
                                   --------------------    ---------------------   -------------------    -------------------
     c. Date                       N/A                     01-31-95                12-26-95               12-26-95
                                   --------------------    ---------------------   -------------------    -------------------
     d. NOI at time of Sale        N/A                     $330,327                $723,627               $667,043
                                   --------------------    ---------------------   -------------------    -------------------
     e. Cap. Rate                  N/A                     11.55%                  12.25%                 13.27%
                                   --------------------    ---------------------   -------------------    -------------------
4.  Rank Relative to Subject
    (inferior, similar, superior)  N/A                     similar                 similar                similar
                                   --------------------    ---------------------   -------------------    -------------------

                                     COMPARABLE 4
                                     ------------
1.   Identification

     a. Name                       Cumberland Plaza
                                   ---------------------
     b. Street Address             1339 New Smithville
                                   Hwy.
                                   ---------------------
     c. City                       McMinnville, TN
                                   ---------------------
     d. Distance from Subject      400 miles
                                   ---------------------
2.  Attributes
     a. Year Built                 1987
                                   ---------------------
     b. Net sq. feet               143,951 SF
                                   ---------------------
     c. # Buildings                1
                                   ---------------------
     d. # of Stories               1
                                   ---------------------
     e. Vacancy %                  8.92%
                                   ---------------------
3.  Sales Information
     a. Sales Price                $5,225,050
                                   ---------------------
     b. Sales Price PSF            $36.30
                                   ---------------------
     c. Date                       12-26-95
                                   ---------------------
     d. NOI at time of Sale        $693,726
                                   ---------------------
     e. Cap. Rate                  13.28%
                                   ---------------------
4.  Rank Relative to Subject
    (inferior, similar, superior)  similar
                                   ---------------------

Explain Ranking/Comments:

These shopping centers are similar to subject. The centers were built about the same time as subject property, but the size of the centers variesas to the size of subject. These comparables were anchored with Wal-Mart stores such as subject and the rental rates for the Wal-Mart stores were about the same as subject. The location of subject could be considered superior to the locations of these comparables. However, comparable No. 2 is also located in a growth area.

Comparable Sale No. 1

                               [GRAPHIC OMITTED]

TMS:
Name:                       Barnwell Plaza
Location:                   1019 Dunbarton Boulevard
                            Barnwell, SC
Grantor:                    1994 N1 SC Associates, LP
Grantee:                    Tri Centers, LP
Deed Reference:             Book 282, Page 137
Date:                       January 31, 1995
Sales Price:                $2,860,620
Adjusted Sales Price:       $2,860,620
Size building               70,725
Sales Price per S.F.:       $40.45
Size Land (Acres):          11.28
Size Land (S.F.):           491,357
Year Built:                 1985
Land/Building Ratio:        6.95 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $399,045
Effective Gross Income:     $399,045
Gross Income Multiple:      7.17
EGIM:                       7.17
Net Operating Income:       $330,327
Overall Rate:               11.55%
Verification:               Purchaser
Type of Purchaser:          Private Investor

Comments:

This is a good quality community shopping center located in the town of Barnwell in Barnwell County (pop. 20,000) in western South Carolina. Approximately 91% of the center was comprised of anchor space, including Wal-Mart (34,875 SF), Food Lion (21,000 SF) and Revco Drugs (8,450 SF). The income and expense data here is based on the center's actual performance at the time of sale, and include approximately $0.50 SF in overage rents from Wal-Mart and $0.10 SF in reserves.

Comparable Sale No. 2

                               [GRAPHIC OMITTED]

TMS:
Name:                       Hampton Plaza
Location:                   2864 Wilma Rudolph Boulevard
                            Clarksville, TN
Grantor:                    Aetna Life Insurance Company
Grantee:                    Hampton II, LP
Deed Reference:             Book 580, Page 1793
Date:                       December 26, 1995
Sales Price:                $6,150,000
Adjusted Sales Price:       $6,150,000
Size building:              189,302
Sales Price per S.F.:       $32.49
Size Land (Acres):          23.24
Size Land (S.F.):           1,012,334
Year Built:                 1987
Land/Building Ratio:        5.35 to 1
Utilities:                  All Available
Zoning:                     C-3, Shopping Center District
Financing:                  Cash to Seller
Gross Potential Income:     $966,102
Effective Gross Income:     $937,119
Gross Income Multiple:      6.37
EGIM:                       6.56
Net Operating Income:       $753,627
Overall Rate:               12.25%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a community shopping center with Wal-Mart as a major tenant prior to a new Wal-Mart Superstore being built on the same block. While Wal-Mart remains liable for the lease, the store is vacant. The remainder of the center is occupied.

Comparable Sale No. 3

                               [GRAPHIC OMITTED]

Name:                       Cunningham Plaza
Location:                   1610 Fort Campbell Boulevard
                            Clarksville, TN
Grantor:                    Aetna Life Insurance Company
Grantee:                    Cunningham II, LP
Deed Reference:             Book 580, Page 1748
Date:                       December 26, 1995
Sales Price:                $5,025,000
Adjusted Sales Price:       $5,025,000
Size building:              140,744
Sales Price per S.F.:       $35.70
Size Land (Acres):          23.13
Size Land (S.F.):           1,007,543
Year Built:                 1987
Land/Building Ratio:        7.16 to 1
Utilities:                  All Available
Zoning:                     C-5, Arterial Commercial District
Financing:                  Cash to Seller
Gross Potential Income:     $841,808
Effective Gross Income:     $816,554
Gross Income Multiple:      5.97
EGIM:                       6.15
Net Operating Income:       $667,043
Overall Rate:               13.27%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
This is a community shopping center. Wal-Mart was the major tenant, but is now occupying a new superstore in the same block. Wal-Mart Furniture store is occupying the store. Other shops are occupied.

Comparable Sale No. 4

                               [GRAPHIC OMITTED]

TMS:
Name:                    Cumberland Plaza
Location:                1339 New Smithville Highway
                         McMinnville, TN
Grantor:                 Aetna Life Insurance
Grantee:                 Cumberland II, LP
Deed Reference:          Book 287, Page 204
Date:                    December 26, 1995
Sales Price:             $5,225,050
Adjusted Sales Price:    $5,225,050
Size building:           143,951
Sales Price per S.F.:    $36.30
Size Land (Acres):       19.64
Size Land (S.F.):        855,518
Year Built:              1987
Land/Building Ratio:     5.94 to 1
Utilities:               All Available
Zoning:                  C-3, Highway Commercial District
Financing:               Cash to Seller
Gross Potential Income:  $902,918
Effective Gross Income:  $875,830
Gross Income Multiple:   5.79
EGIM:                    5.97
Net Operating Income:    $693,726
Overall Rate:            13.28%
Verification:            Public Records
Type of Purchaser:       Private Investor

Comments:

This is a community shopping center. Wal-Mart was the major tenant and remains liable for the lease for the remaining term.A new Wal-Mart Superstore was built one block west of this property.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                               [GRAPHIC OMITTED]

                             Comparable Rentals Map

                               [GRAPHIC OMITTED]

                                Comparable Sales Map

                               [GRAPHIC OMITTED]

                                 Building Sketch

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 160

Property:  TRIANGLE VILLAGE

           LEXINGTON, SC 29072
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
     Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price
     Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
FOOD LION INC. #371
FOOD LION INC.                    695-10   25,000            03/09/86   03/08/06         5.63      03/10/86  140,750.04
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
REVCO #4334
REVCO DISCOUNT DRUG CENTERS O     695-20    9,100            03/01/86   02/28/01         7.50      03/01/86   68,250.00
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
TRANSOUTH FINANCIAL CORP. # 988
ASSOCIATES CORPORATION OF NOR     695-30    2,000            07/24/95   07/31/00         9.50      08/01/95   18,999.96
                                                                                         0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
HAIR CUTTERY #1553
CREATIVE HAIRDRESSERS INC.        695-40    1,500            06/01/95   05/31/98        13.50      06/01/93   20,250.00
------------------------------------------------------------------------------------------------------------------------
SUBWAY #1226
SUBWAY SOUTH INC.                 695-50    1,500            02/01/86   01/31/98         0.00                      0.00
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
                                                                                        11.05      02/01/95   16,575.00
------------------------------------------------------------------------------------------------------------------------
PIC 'N PAY STORES, INC. #511
PIC 'N PAY SHOES #511             695-60    3,000            02/01/85   01/31/01         8.00      02/01/94   24,000.00

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
FOOD LION INC. #371
FOOD LION INC.                  PSR   1987    PSR    1987     Fixed    0   03/09/06   03/08/11     5.63        1.00 14,075,000   Y
                                                                           03/09/11   03/08/16     5.63        1.00          0   Y
                                                                           03/09/16   03/08/21     5.63        1.00          0   Y
                                                                           03/09/21   03/08/26     5.63        1.00          0   Y
------------------------------------------------------------------------------------------------------------------------------------
REVCO #4334
REVCO DISCOUNT DRUG CENTERS O   Full     0    Full      0     Full     0   03/01/01   02/28/06     7.50        2.00  3,412,500
                                                                           03/01/06   02/28/11     7.50        2.00          0
                                                                           03/01/11   02/28/16     7.50        2.00          0
------------------------------------------------------------------------------------------------------------------------------------
TRANSOUTH FINANCIAL CORP. # 988
ASSOCIATES CORPORATION OF NOR   Full     0    Full      0     Full     0   08/01/00   07/31/05     0.00        0.00          0
                                                                                                   0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
HAIR CUTTERY #1553
CREATIVE HAIRDRESSERS INC.      Full     0    Full      0     Full     0                           0.00        4.00    506,300   Y
------------------------------------------------------------------------------------------------------------------------------------
SUBWAY #1226
SUBWAY SOUTH INC.               Full     0    Full      0     Full     0   02/01/89   01/31/92     9.25        5.00          0   Y
                                                                           02/01/92   01/31/95    10.10        5.00          0   Y
                                                                           02/01/95   01/31/98    11.05        5.00          0   Y
                                                                           02/01/98   01/31/01    12.00        5.00    331,500   Y
------------------------------------------------------------------------------------------------------------------------------------
PIC 'N PAY STORES, INC. #511
PIC 'N PAY SHOES #511           Full     0    Full      0     Full     0   02/01/91   01/31/94     8.00        4.00    637,500

------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 161

Property:  TRIANGLE VILLAGE

           LEXINGTON, SC 29072
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
     Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price
     Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
PIC 'N PAY STORES, INC. #511
PIC 'N PAY SHOES #511             695-60    3,000            02/01/85   01/31/01         0.00                      0.00
                                                                                         8.50      02/01/96   25,500.00
                                                                                         0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
JOLLY $
NOT JUST JEWELRY, INC.            695-70    4,000            11/01/95   12/31/98         0.00                      0.00
                                                                                         0.00                      0.00
                                                                                         7.50      01/01/96   30,000.00
------------------------------------------------------------------------------------------------------------------------
Available                         695-80    3,750                                        0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
WAL-MART #881
WAL-MART STORES INC.              695-90   65,904            11/11/85   11/30/05         3.55      12/01/85  233,959.20
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
PIC 'N PAY STORES, INC. #511
PIC 'N PAY SHOES #511           Full     0    Full      0     Full     0   02/01/94   01/31/96     8.00        4.00          0
                                                                           02/01/96   01/31/01     8.50        4.00          0
                                                                           02/01/01   01/31/06     9.00        4.00          0
------------------------------------------------------------------------------------------------------------------------------------
JOLLY $
NOT JUST JEWELRY, INC.          Full     0    Full      0     Full     0   01/01/99   12/31/01     0.00        0.00          0
                                                                                                   0.00        0.00          0
                                                                                                   0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
Available                                0              0              0                           0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
WAL-MART #881
WAL-MART STORES INC.            Full     0    None      0     Full     0   11/30/05   01/31/11     3.55        0.75 14,554,877
                                                                           02/01/11   01/31/16     3.55        0.75          0
                                                                           02/01/16   01/31/21     3.55        0.75          0
                                                                           02/01/21   01/31/26     3.55        0.75          0
                                                                           02/01/26   01/31/31     3.55        0.75          0
                                                                           02/01/31   01/31/36     3.55        0.75          0
------------------------------------------------------------------------------------------------------------------------------------
                Square Feet: Occupied..   112,004                                Current Annual Base Rent    554,284.20
                             Available.     3,750
                             Total.....   115,754

PHOTOGRAPHS OF SUBJECT PROPERTY

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Sunset Boulevard (US Highway #378 - Looking East

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Sunset Boulevard (US Highway #378 - Looking West

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North Lake Drive (SC Highway #6) Looking Northeast

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North Lake Drive (SC Highway #6) Looking Southwest

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Subject - Front and Side View

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Subject - Front view

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Subject - Front View

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Subject - Front and Side View

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Subject - Front View

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Subject - Entranceway from US Highway #378

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Subject - Entranceway from US Highway #378

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Subject - Entranceway from US Highway #378 and Rear View

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Subject - Entranceway from SC Highway #6

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Subject - Entranceway from SC Highway #6

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Subject - Rear View

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Subject - Rear View

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Subject - Rear View

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                                 WESTLAND SQUARE

                              2250 Sunset Boulevard
                                (US Highway #378)
                 West Columbia, Lexington County, South Carolina


                                   Prepared by

                             O. Marshall Dodds, MAI

                      Date of Market Study - April 28, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]

                                                     April 28, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re:  Market Study
     Westland Square
     2250 Sunset Boulevard
     (US Highway #378)
     West Columbia, Lexington County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that forms the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 28, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 62,735 square feet of leasable area. The center was constructed in 1987 and the Food Lion store was expanded during 1996. The anchor tenants are Food Lion and Revco and the subject property is currently 96.46 percent occupied. For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                       Respectfully submitted,


                                       O. MARSHALL DODDS COMPANY, INC.



                                       /s/ O. Marshall Dodds
                                       ------------------------------------
                                       O. Marshall Dodds, MAI
                                       State Certified General
                                       Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as: insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial spheres.

The unemployment rate for Lexington County as of March, 1997 was 2.9 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject neighborhood is located around the intersection of Sunset Boulevard and I-26. The make-up of the neighborhood consists of single family residential subdivisions and commercial properties that are located along Sunset Boulevard. Several of these single family residential subdivisions are Westover Acres, Saluda Hills, Westwood Hills and Saluda River Estates. Multi-family developments include the Quail Hollow Apartments and Lexington Place while Hulon Greene, which is located to the rear of the Lexington Medical Center and consists of condominiums and patio homes for the elderly. The New Brookland Place is a townhouse development located to the rear of subject property. Several medical buildings are located around the Lexington Medical Center. Motels located around the intersection of I-26 and Sunset Boulevard include Ramada Inn and Hampton Inn. The State Farm Insurance Center, offices for Allstate Insurance Company and Pitney Bowes are located in the neighborhood. A number of fast food restaurants and convenience markets/self-service gasoline stations are located in the neighborhood. Several branch offices for banks are located along Sunset Boulevard. The Sunset Court Shopping Center is located across the street from subject. Winn-Dixie and Eckerd's were the major tenants in this center, but Winn-Dixie vacated the premise approximately five years ago. This store is now occupied by Silk Flowers and Things while Eckerd's remains in the center.

The downtown area of Columbia is located to the southeast of the neighborhood by approximately four miles.

Physical features are as follows:

1.  Size                     5.973 acres or 258,616 SF
2.  Identity                 2250 Sunset Boulevard
                             TMS# 4674-01-09
3.  Shape                    Irregular
4.  Topography               Generally level and on street grade, but slopes
                             slightly downward from the western side to the
                             eastern side
5.  Accessability            Good
6.  Utilities                Municipal

Physical Description
Building features are as follows:

1.  Size (net)               62,735 SF
2.  Layout & Design          1 story - food store, drug store, ten shops
3.  Parking Spaces           455 for a ratio of 7.25 spaces per 1,000 square
                             feet of net area
4.  Construction             Brick and glass front with concrete block on side
                             and rear and metal seam roof.

Market Position and Marketability Conclusions

Cayce/West Columbia is the fourth largest submarket in the Columbia metropolitan area and contains 23 of the 158 centers surveyed. The size of the retail space surveyed was 1,481,760 square feet or 11.2 percent of the total area. A new center increased this area by 50,000 square feet, a change in size added 4,538 square feet and one center was deleted for a total of 13,500 square feet. The space available was 144,317 square feet with a vacancy rate of 9.7 percent, the seventh highest of the ten areas. Twelve months earlier the vacancy rate was
10.1 percent or four points higher. The average new lease rate for these structures is $7.88 per square foot. This figure is up by $0.01 per square foot over the past year and up by $0.23 per square foot from two years ago. There is a center planned on Sunset Boulevard with 25,000 square feet.

The subject property is located in the middle of the neighborhood and near the intersection with Sunset Boulevard and I-26. There are several single family subdivisions that are located throughout the neighborhood as well as several multi-family projects. Sunset Boulevard is a heavily traveled street and is a major traffic artery running through the neighborhood. The Sunset Court Shopping Center is located across the street from subject. While Winn Dixie has vacated the premise, this store is now occupied by Silk Flowers and Things. Eckerd's drugs remains in the center. The rental rate ranges from $6.50 to $8.00 per square foot. Capital Square Shopping Center is located on Sunset Boulevard at the Meeting Street Expressway. Bi-Lo anchors this center with Revco drugs. The rental rate ranges from $4.50 to $8.50 per square foot. The Mills Corner Shopping Center, which is anchored by Piggly Wiggly, is located on Augusta Road and has rental rates ranging from $10.00 to $12.00 per square foot. The Woodberry Plaza, which is also located on Augusta Road has rental rates ranging from $6.50 to $8.00 per square foot. Winn Dixie and Revco are anchor tenants in this center. Big Lots occupies the former Winn Dixie store as a new store was constructed for Winn Dixie.

The subject property has ten shops and the rental rates range from $7.00 to $9.50 per square foot. These rates are reasonable rental rates for the neighborhood.

The rental rate for the Food Lion store is at $7.75 per square foot while the rental rate for the Revco store is at $6.60 per square foot.

The subject property has operated at a high occupancy rate and Food Lion recently expanded their store. The location of subject is strategic within the neighborhood and convenient to the shoppers throughout the neighborhood

Trends:

The subject property is located in the western section of the metropolitan area of Columbia. This is an older section and the intersection of I-26 and Sunset Boulevard is heavily developed. The Lexington Medical Center is located at this intersection as well as motels, fast food restaurants, offices for branch banks, convenience markets/self-service gasoline stations and offices.

The demand and desirability for the neighborhood has been good. All trends are favorable at this time and expected to continue.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                           SUBJECT              COMPARABLE 1            COMPARABLE 2             COMPARABLE 3
                                           -------              ------------            ------------             ------------
1.  Identification

    a. Name                         Westland Square           Sunset Court            Mills Corner             Woodberry Plaza
                                    ----------------------    ---------------------   ---------------------    ---------------------
    b. Street                                                                         NEC of Augusta Rd and
                                    2250 Sunset Blvd.         2247 Sunset Blvd.       Oak Drive                3234 Augusta Road
                                    ----------------------    ---------------------   ---------------------    ---------------------
    c. City                         West Columbia, SC         West Columbia, SC       West Columbia, SC        West Columbia, SC
                                    ----------------------    ---------------------   ---------------------    ---------------------
    d. Distance from subject        N/A                       Across street           2 1/2 to 3 miles         2 1/2miles
                                    ----------------------    ---------------------   ---------------------    ---------------------
    e. Contact                      Edens Avant, Inc.         Edens Avant, Inc.       Rex Pollard              Edens Avant, Inc.
                                    ----------------------    ---------------------   ---------------------    ---------------------
    f. Phone                        803-779-4420              (803) 779-4420          (803) 779-7777           (803) 779-4420
                                    ----------------------    ---------------------   ---------------------    ---------------------

2.  Attributes

    a. Year built                   1986                      1977                    1995                     1976 - Renov. 1994
                                    ----------------------    ---------------------   ---------------------    ---------------------
    b. Net sq. Ft.                  62,734                    54,704                  50,000                   82,920
                                    ----------------------    ---------------------   ---------------------    ---------------------
    c. # building                   1                         1                       1                        1
                                    ----------------------    ---------------------   ---------------------    ---------------------
    d. #stories                     1                         1                       1
                                    ----------------------    ---------------------   ---------------------    ---------------------
    e. Avg. Floor plate size (SF),
         if office                  N/A                       N/A                     N/A                      N/A
                                    ----------------------    ---------------------   ---------------------    ---------------------
    f. # elevators                  N/A                       N/A                     N/A                      N/A
                                    ----------------------    ---------------------   ---------------------    ---------------------
    g. Parking                      N/A                       Adequate                Adequate                 Adequate
                                    ----------------------    ---------------------   ---------------------    ---------------------
    h. Construction Type            Brick/Concrete Block      Brick/Concrete Block    Brick/Concrete Block     Brick/Concrete Block
                                    ----------------------    ---------------------   ---------------------    ---------------------
    I. Vacancy %                    3.54%                     13.09%                  0%                       0%
                                    ----------------------    ---------------------   ---------------------    ---------------------
    j. Anchors, if Retail                                                                                      Winn-Dixie, Revco,
                                    Food Lion, Revco          Eckerds's               Piggly Wiggly            Big Lots
                                    ----------------------    ---------------------   ---------------------    ---------------------

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                          COMPARABLE 4
                                          ------------
1.  Identification

    a. Name                             Capital Square
                                        -----------------------
    b. Street
                                        431 Sunset Blvd.
                                        -----------------------
    c. City                             West Columbia, SC
                                        -----------------------
    d. Distance from subject            3 miles
                                        -----------------------
    e. Contact                          Edens Avant, Inc.
                                        -----------------------
    f. Phone                            (803) 779-4420
                                        -----------------------

2.  Attributes

    a. Year built                       1974
                                        -----------------------
    b. Net sq. Ft.                      79,921
                                        -----------------------
    c. # building                       1
                                        -----------------------
    d. #stories                         1
                                        -----------------------
    e. Avg. Floor plate size (SF),
         if office                      N/A
                                        -----------------------
    f. # elevators                      N/A
                                        -----------------------
    g. Parking                          Adequate
                                        -----------------------
    h. Construction Type                Brick/Concrete Block
                                        -----------------------
    I. Vacancy %                        25.09%
                                        -----------------------
    j. Anchors, if Retail
                                        Bi-Lo, Revco
                                        -----------------------

Comments:

Comparable #1 is located across the street from subject property. Winn Dixie moved out of this center approximately five years ago and the tenant has been replaced and Eckerd's remains in the center. Comparable #4 is located approximately three miles southeast of subject and is on Sunset Boulevard. This is an older center and the Bi-Lo store expanded in this center several years ago. Comparable #2 is the Mills Corner center and is a new center located on Augusta Road. Woodberry Plaza is an older center, but was renovated in 1994 as a new store was built for Winn Dixie. Big Lots now occupies the former Winn Dixie store.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                            SUBJECT            COMPARABLE 1            COMPARABLE 2            COMPARABLE 3
                                            -------            ------------            ------------            ------------
1.  Asking Rental Rate

    a. Anchor Space                  $6.60 - $7.75           N/A                     N/A                     N/A
                                     ---------------------   --------------------    --------------------    --------------------
    b. Shop Space                    $7.00 - $9.50           $6.00 - $8.00           $10.00 - $12.00         $6.50 - $8.00
                                     ---------------------   --------------------    --------------------    --------------------
2.  Lease Type (Gross/Net)           Triple Net              Triple Net              Triple Net              Triple Net
                                     ---------------------   --------------------    --------------------    --------------------
3.  Rent Concessions                 None                    None                    None                    None
                                     ---------------------   --------------------    --------------------    --------------------
4.  Effective Rent                   $7.00 - $9.50           $6.50 - $7.50           $10.00 - $12.00         $6.50 - $9.25
                                     ---------------------   --------------------    --------------------    --------------------
5.  TI Allowance                     None                    None                    None                    None
                                     ---------------------   --------------------    --------------------    --------------------
6.  Expense Stop                     None                    None                    None                    None
                                     ---------------------   --------------------    --------------------    --------------------
7.  Length of Lease Term             3 - 5 years - shops     3 - 5 years - Shops     3 - 5 years - Shops     3 - 5 years - Shops
                                     ---------------------   --------------------    --------------------    --------------------
8.  Commissions                      5.00%  - 7.00%          5.00% - 7.00%           5.00% - 7.00%           5.00% - 7.00%
                                     ---------------------   --------------------    --------------------    --------------------
9.  Percentage Rent
    (per lease terms)                Food Lion, Revco        Piggly Wiggly           Piggly Wiggly           Winn Dixie, Revco
                                     ---------------------   --------------------    --------------------    --------------------
10. Historical Annual
      Absorption/sq.ft.              N/A                     N/A                     N/A                     N/A
                                     ---------------------   --------------------    --------------------    --------------------
11. Annual Operating Expense
      psf (Including taxes)          N/A                     N/A                     N/A                     N/A
                                     ---------------------   --------------------    --------------------    --------------------

C.  RANK RELATIVE TO
      SUBJECT
      (inferior, similar, superior)  N/A                     Inferior                Superior                Similar
                                     ---------------------   --------------------    --------------------    --------------------

B.  RENTAL INFORMATION

                                          COMPARABLE 4
                                          ------------
1.  Asking Rental Rate

    a. Anchor Space                     N/A
                                        ----------------------
    b. Shop Space                       $4.50 - $8.50
                                        ----------------------
2.  Lease Type (Gross/Net)              Triple Net
                                        ----------------------
3.  Rent Concessions                    None
                                        ----------------------
4.  Effective Rent                      $4.50 - $8.50
                                        ----------------------
5.  TI Allowance                        None
                                        ----------------------
6.  Expense Stop                        None
                                        ----------------------
7.  Length of Lease Term                3 - 5 years - Shops
                                        ----------------------
8.  Commissions                         5.00% - 7.00%
                                        ----------------------
9.  Percentage Rent
    (per lease terms)                   Bi-Lo, Revco
                                        ----------------------
10. Historical Annual
      Absorption/sq.ft.                 N/A
                                        ----------------------
11. Annual Operating Expense
      psf (Including taxes)             N/A
                                        ----------------------

C.  RANK RELATIVE TO
      SUBJECT
      (inferior, similar, superior)     Similar
                                        ----------------------

D. EXPLAIN RANKING/COMMENTS:

Comparable #1 is considered to be inferior to subject since Winn Dixie has moved out of the center. Comparable #2 is considered to be superior to subject since this is a new center and is in a location without any competition. The rent for the shops is higher. Comparables #3 and #4 are considered to be similar to subject.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1

                               [GRAPHIC OMITTED]

Name:                          Sunset Court
Location:                      2247 Sunset Boulevard
                               West Columbia, South Carolina
Year Built:                    1977
Total Size:                    50,000 SF
Vacant Space:                   4,800 SF
Vacancy Rate:                     8.7%
Rental Range:                  $6.00 to $8.00 per square foot
Tenant Expenses:               Triple Net

Remarks:

Winn Dixie was the anchor tenant, but moved approximately five years ago. Silk Flowers and Things occupies the former Winn Dixie space. Eckerd Drugs remains in this center, and other tenants include Pizza Hut Carry Out, Sunset Video, Yan Ping restaurant, Floppy's Lounge and Uniforms.

Comparable Rental No. 2

                               [GRAPHIC OMITTED]

Name:                          Mills Corner Shopping Center
Location:                      NEC Augusta Road and Oak Drive
                               West Columbia, South Carolina
Year Built:                    1995
Total Size:                    42,845 SF
Vacant Space:                   1,200 SF
Vacancy Rate:                     2.8%
Rental Range:                  $10.00 to $12.00 per SF
Tenant Expenses:               Triple Net

Remarks:

This is a strip center that was completed in 1995. McDonalds and Moovies occupy outlots. One small space is vacant, and this center is still in lease-up. A NationsBank kiosk is located on site. Anchor tenant is Piggly Wiggly, and locals include Subway, Cost Cutters, Burnette's Cleaners, and ABC store, The Grove Bistro, and Imperial China Restaurant.

Comparable Rental No. 3

                               [GRAPHIC OMITTED]

Name:                          Woodberry Plaza
Location:                      NEC Augusta Road and Woodberry Drive
                               West Columbia, South Carolina
Year Built:                    1974
Total Size:                    85,145 SF
Vacant Space:                       0 SF
Vacancy Rate:                       0%
Rental Range:                  $6.50 to $9.25 per SF
Average Rent:                  $7.75
Tenant Expenses:               Triple Net

Remarks:

This is a strip center with Winn Dixie and Revco as anchor tenants. A new Winn Dixie was recently completed, and the old Winn Dixie space is currently leased to Big Lots.

Comparable Rental No. 4

                               [GRAPHIC OMITTED]

Name:                          Capitol Square
Location:                      431 Sunset Boulevard
                               West Columbia, SC
Year Built:                    1974
Total Size:                    79,921 SF
Vacant Space:                  20,050 SF
Vacancy Rate:                      25%
Rental Range:                  $4.50 - $8.50 SF
Tenant Expenses:               Triple Net

Remarks:

Center is anchored by Bi-Lo. A large space occupied by Wicker Mart was vacated during 1995 and remains vacant.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                           SUBJECT           COMPARABLE 1           COMPARABLE 2           COMPARABLE 3
                                           -------           ------------           ------------           ------------
1.   Identification

     a. Name                        Westland Square        St. Andrews Crsg.      Eastgate SHC           One Norman Center
                                    -------------------    -------------------    -------------------    ------------------
     b. Street Address                                                            NWC of Whiskey Rd      19706 One Norman
                                    2250 Sunset Blvd.      817 St. Andrews Rd     and Eastgate Drive     Boulevard
                                    -------------------    -------------------    -------------------    ------------------
     c. City                        West Columbia, SC      Columbia, SC           Aiken, SC              Cornelius, NC
                                    -------------------    -------------------    -------------------    ------------------
     d. Distance from Subject       N/A                    8 miles                56 miles               100 miles
                                    -------------------    -------------------    -------------------    ------------------
2.   Attributes

     a. Year Built                  1986                   1994                   1995                   1993
                                    -------------------    -------------------    -------------------    ------------------
     b. Net sq. feet                62,734                 66,910 SF              75,716 SF              54,185 SF
                                    -------------------    -------------------    -------------------    ------------------
     c. # Buildings                 1                      1                      1                      1
                                    -------------------    -------------------    -------------------    ------------------
     d. # of Stories                1                      1                      1                      1
                                    -------------------    -------------------    -------------------    ------------------
     e. Vacancy %                   3.54%                  0%                     5.00%                  0%
                                    -------------------    -------------------    -------------------    ------------------
3.   Sales Information

     a. Sales Price                 N/A                    $6,550,000             $6,675,000             $4,650,000
                                    -------------------    -------------------    -------------------    ------------------
     b. Sales Price PSF             N/A                    $97.89                 $88.16                 $85.82
                                    -------------------    -------------------    -------------------    ------------------
     c. Cap. Rate                   N/a                    9.69%                  9.86%                  9.68%
                                    -------------------    -------------------    -------------------    ------------------
     d. Date                        N/A                    05-25-94               09-28-95               10-12-95
                                    -------------------    -------------------    -------------------    ------------------
     e. NOI at time of Sale         N/A                    $634,797               $657,896               $450,188
                                    -------------------    -------------------    -------------------    ------------------
4.   Rank Relative to Subject
     (inferior, similar, superior)  N/A                    Superior               Similar                Similar
                                    -------------------    -------------------    -------------------    ------------------

II.  SALES COMPARABLE

                                      COMPARABLE 4
                                      ------------

1.   Identification

     a. Name                        Paw Creek Cmmns.
                                    ----------------------
     b. Street Address              E/S Little Rock Rd at
                                    Freedom Road
                                    ----------------------
     c. City                        Charlotte, NC
                                    ----------------------
     d. Distance from Subject       92 miles
                                    ----------------------
2.   Attributes

     a. Year Built                  1996
                                    ----------------------
     b. Net sq. feet                66,050 SF
                                    ----------------------
     c. # Buildings                 1
                                    ----------------------
     d. # of Stories                1
                                    ----------------------
     e. Vacancy %                   2.73%
                                    ----------------------
3.   Sales Information

     a. Sales Price                 $5,384,000
                                    ----------------------
     b. Sales Price PSF             $77.52
                                    ----------------------
     c. Cap. Rate                   9.61%
                                    ----------------------
     d. Date                        03-25-95
                                    ----------------------
     e. NOI at time of Sale         $517,412
                                    ----------------------
4.   Rank Relative to Subject
     (inferior, similar, superior)  Superior
                                    ----------------------

Explain Ranking/Comments:

Comparables #1 and #3 are ranked superior to subject. The reason for this is because of the location of these comparables being superior to subject. Comparable #3 is located in a commercial area that is larger than subject, but it is similar.

Comparable Sale No. 1

                               [GRAPHIC OMITTED]

TMS:                        6012 -1 -1
Name:                       St. Andrews Crossing
Location:                   817 St. Andrews Road, Columbia, SC
Grantor:                    Hayley-Redd, L.P.
Grantee:                    F.A.C. Properties
Deed Reference:             Book 1199, Page 331
Date:                       May 25, 1994
Sales Price:                $6,550,000
Adjusted Sales Price:       $6,550,000
Size building               66,910
Sales Price per S.F.:       $97.89
Size Land (Acres):          8.08
Size Land (S.F.):           351,965
Year Built:                 1994
Land/Building Ratio:        5.26 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $686,905
EGIM:                       9.54
Net Operating Income:       $634,797
Overall Rate:               9.69%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2

                               [GRAPHIC OMITTED]

TMS:
Name:                       Eastgate Shopping Center
Location:                   Northwest Corner of Whiskey Road & Eastgate Drive
                            Aiken, SC
Grantor:                    Southwest U.S. Retail, LP
Grantee:                    PDG Aiken Partners, LP
Deed Reference:             N/A
Date:                       September 28, 1995
Sales Price:                $6,675,000
Adjusted Sales Price:       $6,675,000
Size building:              75,716
Sales Price per S.F.:       $88.16
Size Land (Acres):          8.79
Size Land (S.F.):           382,892
Year Built:                 1995
Land/Building Ratio:        5.06 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $782,704
Effective Gross Income:     $782,704
EGIM:                       8.53
Net Operating Income:       $657,896
Overall Rate:               9.86%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3

                               [GRAPHIC OMITTED]

Name:                       One Norman Center
Location:                   19706 One Norman Boulevard
                            Cornelius, Mecklenburg County, NC
Grantor:                    One Norman Center, LP
Grantee:                    Lucky Realty
Deed Reference:             Book 8325, Page 721
Date:                       October 12, 1995
Sales Price:                $4,650,000
Adjusted Sales Price:       $4,650,000
Size building:              54,185
Sales Price per S.F.:       $85.82
Size Land (Acres):          5.69
Size Land (S.F.):           247,856
Year Built:                 1993
Land/Building Ratio:        4.57 to 1
Utilities:                  All Public
Zoning:                     CUB-2
Financing:                  Cash to Seller
Gross Potential Income:     $474,591 - $8.76/SF
Effective Gross Income:     $474,591 - $8.76/SF
Gross Income Multiple:      9.80
EGIM:                       9.80
Net Operating Income:       $450,188 - $8.31/SF
Overall Rate:               9.68%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4

                               [GRAPHIC OMITTED]

TMS:                        59-231-22,23 pt.
Name:                       Paw Creek Commons
Location:                   East side of Little Rock Road at Freedom Drive
Grantor:                    Paw Creek, LLC
Grantee:                    Paw Creek Crossing Limited Partnership
Deed Reference:             Book 8988, Page 519
Date:                       March 25, 1997
Sales Price:                $5,120,000
Adjusted Sales Price:       $5,384,000
Size building:              66,050
Sales Price per S.F.:       $77.52
Size Land (Acres):          9.82
Size Land (S.F.):           427,759
Year Built:                 1996
Land/Building Ratio:        6.48 to 1
Utilities:                  Municipal
Zoning:                     CC, Commercial Center
Financing:                  Cash to Seller
Gross Potential Income:     $568,840
Effective Gross Income:     $552,054
Gross Income Multiple:      9.00
EGIM:                       9.27
Net Operating Income:       $517,412
Overall Rate:               9.61%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                                [GRAPHIC OMITTED]

                               Improved Sales Map

                                [GRAPHIC OMITTED]

                             Comparable Rentals Map

                                [GRAPHIC OMITTED]

                              Westland Square Plan

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  WESTLAND SQUARE
           2250 SUNSET BOULEVARD
           WEST COLUMBIA, SC 29169-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
14 CARROT WHOLE FOODS INC.
14 CARROT WHOLE FOODS INC.        634-10   3,200             12/01/95   11/30/01         0.00                     0.00
                                                                                         0.00                     0.00
                                                                                         3.50      06/01/91  11,199.96
                                                                                         3.75      04/01/95  12,000.00
                                                                                         8.60      12/01/95  27,519.96
                                                                                         9.00      12/01/98  28,800.00
------------------------------------------------------------------------------------------------------------------------
PHILLIPS STAFFING
S.B. PHILLIPS COMPANY, INC.       634-30   1,600             10/01/96   09/30/99         9.00      10/01/96  14,400.00
                                                                                         0.00                     0.00
                                                                                         0.00                     0.00
                                                                                         9.50      10/01/98  15,199.92
------------------------------------------------------------------------------------------------------------------------
SOUTHERN CLASS HAIR & NAIL
SOUTHERN CLASS HAIR & NAIL DE     634-40   1,600             04/01/94   05/31/00         0.00                     0.00
                                                                                         0.00                     0.00
                                                                                         7.00      06/01/94  11,200.08
                                                                                         8.25      06/01/97  13,200.00
------------------------------------------------------------------------------------------------------------------------
PET'S CHOICE INC.
PETS CHOICE INC.                  634-50   2,400             06/15/94   07/31/97         7.50      08/01/94  18,000.00
------------------------------------------------------------------------------------------------------------------------
MEDICAL SERVICES OF AMERICA,
FKA PALMETTO HOME CARE EQUIPM     634-60   2,670             05/01/95   04/30/98         7.00      06/01/92  18,690.00
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
14 CARROT WHOLE FOODS INC.
14 CARROT WHOLE FOODS INC.      Full     0    Full       0    Full     0   12/01/01   11/30/06     0.00        5.00  1,700,000
                                                                                                   0.00        5.00    850,000
                                                                                                   0.00        5.00          0
                                                                                                   0.00        5.00          0
                                                                                                   0.00        5.00          0
                                                                                                   0.00        5.00          0
------------------------------------------------------------------------------------------------------------------------------------
PHILLIPS STAFFING
S.B. PHILLIPS COMPANY, INC.     Full     0    Full       0    Full     0   10/01/99   09/30/01    10.00        0.00          0
                                                                           10/01/01   09/30/03    10.50        0.00          0
                                                                                                   0.00        0.00          0
                                                                                                   0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
SOUTHERN CLASS HAIR & NAIL
SOUTHERN CLASS HAIR & NAIL DE   Full     0    Full       0    Full     0   06/01/00   05/31/03     0.00        0.00          0
                                                                           06/01/97   05/31/00     0.00        0.00          0
                                                                                                   0.00        0.00          0
                                                                                                   0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
PET'S CHOICE INC.
PETS CHOICE INC.                Full     0    Full       0    Full     0                           0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
MEDICAL SERVICES OF AMERICA,
FKA PALMETTO HOME CARE EQUIPM   Full     0    Full       0    Full     0                           0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  WESTLAND SQUARE
           2250 SUNSET BOULEVARD
           WEST COLUMBIA, SC 29169-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
MEDICAL SERVICES OF AMERICA,
FKA PALMETTO HOME CARE EQUIPM     634-60   2,670             05/01/95   04/30/98         8.00      05/01/94  21,360.00
                                                                                         8.25      05/01/95  22,027.44
                                                                                         8.75      05/01/97  23,362.44
------------------------------------------------------------------------------------------------------------------------
FOOD LION #390
FOOD LION INC.                    634-80  29,000             06/01/96   05/31/16         0.00                     0.00
                                                                                         4.96      09/01/86 143,750.04
                                                                                         0.00                     0.00
                                                                                         7.75      06/10/96 224,750.04
------------------------------------------------------------------------------------------------------------------------
REVCO #4556                       634-90   9,375             09/14/86   09/30/01         6.25      09/14/86  58,593.72
                                                                                         6.60      10/01/91  61,875.00
                                                                                         0.00                     0.00
                                                                                         0.00                     0.00
------------------------------------------------------------------------------------------------------------------------
GOONEY BIRDS SPORTS BAR&GRILL
KIBLER-MITCHELL ENTERPRISES,      634-110  6,050             10/01/96   09/30/01         7.25      10/01/96  43,862.52
                                                                                         0.00                     0.00
                                                                                         7.50      10/01/97  45,375.00
                                                                                         7.75      10/01/98  46,887.48
                                                                                         8.00      10/01/99  48,399.96
                                                                                         8.25      10/01/00  49,912.56
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
MEDICAL SERVICES OF AMERICA,
FKA PALMETTO HOME CARE EQUIPM   Full     0    Full       0    Full     0                           0.00        0.00          0
                                                                                                   0.00        0.00          0
                                                                                                   0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
FOOD LION #390
FOOD LION INC.                  Full     0    None       0    Fixed    0   06/01/16   05/31/21     0.00        1.00          0    Y
                                                                           06/01/21   05/31/26     0.00        1.00 14,375,000    Y
                                                                           06/01/26   05/31/31     0.00        1.00          0    Y
                                                                           06/01/31   05/31/36     0.00        1.00 22,475,000    Y
------------------------------------------------------------------------------------------------------------------------------------
REVCO #4556                     PRS   1987     PRS    1987    Full     0   10/01/01   09/30/06     6.60        0.00          0
                                                                           10/01/06   09/30/11     6.60        0.00          0
                                                                           10/01/11   09/30/16     6.60        0.00          0
                                                                           10/01/16   09/30/21     6.60        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
GOONEY BIRDS SPORTS BAR&GRILL
KIBLER-MITCHELL ENTERPRISES,    Full     0    Full       0    Full     0   10/01/01   09/30/06     0.00        0.00          0
                                                                                                   0.00        0.00          0
                                                                                                   0.00        0.00          0
                                                                                                   0.00        0.00          0
                                                                                                   0.00        0.00          0
                                                                                                   0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  WESTLAND SQUARE
           2250 SUNSET BOULEVARD
           WEST COLUMBIA, SC 29169-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
Available                         634-120  2,220                                         0.00                     0.00
------------------------------------------------------------------------------------------------------------------------
COMMERCIAL CREDIT CORP. #540
COMMERCIAL CREDIT CORP.           634-130  2,310             09/01/92   10/31/97         7.50      11/01/92  17,325.00
                                                                                         8.00      11/01/93  18,480.00
                                                                                         8.50      11/01/95  19,635.00
                                                                                         8.75      11/01/96  22,212.44
------------------------------------------------------------------------------------------------------------------------
BURNETTE'S CLEANERS               634-140  2,310             07/01/91   06/30/01         0.00                     0.00
                                                                                         9.00      07/01/91  20,790.00
                                                                                         9.50      07/01/93  21,945.00
                                                                                        10.00      07/01/99  23,100.00
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
Available                                0               0             0                           0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL CREDIT CORP. #540
COMMERCIAL CREDIT CORP.         PSR   1987     PSR    1987    Full     0                           0.00        0.00          0
                                                                                                   0.00        0.00          0
                                                                                                   0.00        0.00          0
                                                                                                   0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
BURNETTE'S CLEANERS             Full     0    Full       0    Full     0   07/01/96   06/30/01     0.00        5.00    540,000
                                                                           07/01/01   06/30/04     0.00        5.00          0
                                                                                                   0.00        5.00          0
                                                                                                   0.00        5.00          0
------------------------------------------------------------------------------------------------------------------------------------
               Square Feet: Occupied..    60,515                                Current Annual Base Rent    465,792.48
                            Available.     2,220
                            Total.....    62,735

PHOTOGRAPHS OF SUBJECT PROPERTY

                                [GRAPHIC OMITTED]

Sunset Boulevard - Looking East

                                [GRAPHIC OMITTED]

Sunset Boulevard - Looking West

                                [GRAPHIC OMITTED]

Subject - Front View

                                [GRAPHIC OMITTED]

Subject - Front View

                                [GRAPHIC OMITTED]

Subject - Front View

                                [GRAPHIC OMITTED]

Subject - Front View

                                [GRAPHIC OMITTED]

Subject - Rear View

                                [GRAPHIC OMITTED]

Subject - Rear View

                                [GRAPHIC OMITTED]

Hook Street - Looking South

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                                  Market Study

                        WIDEWATER SQUARE SHOPPING CENTER

                              3315 Broad River Road
                    Columbia, Richland County, South Carolina

                                   Prepared by

                             O. Marshall Dodds, MAI

                      Date of Market Study - April 29, 1997

                                                                  April 29, 1997

                 [LETTERHEAD OF O. MARSHALL DODDS COMPANY, INC.]

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re:      Market Study
         Widewater Square Shopping Center
         3315 Broad River Road
         Columbia, Richland County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that forms the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 29, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 95,700 square feet of leasable area. The center was constructed in 1976 and the Bi-Lo Store was renovated during 1990. The anchor tenants are Bi-Lo Stores and Revco. The subject property is currently 95.30% occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                              Respectfully submitted,


                                              O. MARSHALL DODDS COMPANY, INC.
                                              -------------------------------
                                              /s/ O. Marshall Dodds, MAI
                                              O. Marshall Dodds, MAI
                                              State Certified General
                                              Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as: insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial spheres.

The unemployment rate for Richland County as of February, 1997 was 3.9% while the unemployment rate for the Columbia Metropolitan area 3.5%. South Carolina had an unemployment rate of 5.5% while the United States had unemployment 5.3%.

Neighborhood and Site

The subject neighborhood is located in the St. Andrews section of the Columbia metropolitan area near the intersection of Broad River Road and St. Andrews Road. The neighborhood is practically fully built-up as there are a number of single family dwellings and multi-family properties throughout the neighborhood. Commercial properties are located along Broad River Road and St. Andrews Road. The State of South Carolina occupies a large portion of the neighborhood with the Central Correctional Institution being located between Broad River Road and the Broad River.

Physical features are as follows:

1.  Size                              9.31 acres or 405,544 square feet

2.  Identity                          3315 Broad River Road
                                      TMS 6109-01-016

3.  Shape                             irregular

4.  Topography                        level, but slopes slightly downward from
                                      Broad River Road

5.  Accessability                     good

6.  Utilities                         municipal

Physical Description

Building features are as follows:


1.  Size (net)                        95,700 square feet

2.  Layout & Design                   1 story-food store, drug store, 26 shops

3.  Parking Spaces                    505
                                      5.218 spaces per 1,000 square of net area

4.  Construction                      brick and glass front with concrete block
                                      on side and rear and metal seamed roof

Market Position and Marketability Conclusions

The St. Andrews area is a second largest retail submarket in the Columbia MSA with 25 of the 158 completed retail structures surveyed. Dutch Square Mall, one of the regional malls in the MSA, measures 620,000 square feet and is located in this submarket. This area contains 17.3% or 2,282,887 square feet of the retail space surveyed, an increase of 1.8% in gross leasable space since the 1995 survey. Broad River Centre added 48,650 square feet to this submarket. Four centers had a change in size and subtracted 1,823 square feet from this area and one center, 5,500, was deleted. The average rental rate on a new lease for the St. Andrews area is $8.50 per square foot. No new properties are under construction or planned for this submarket.

The subject property is in the middle of the neighborhood being around the intersection of Broad River Road and St. Andrews Road. The location of subject is convenient to the single family dwellings and the multi-family properties that are located throughout the neighborhood. Broad River Road and St. Andrews Road are the major traffic arteries running through the area. The St. Andrews Crossing is located approximately 1/2 mile from subject at the intersection of St. Andrews Road and I-26. This center has Kroger Stores as the major tenant and the rental rates for the local shops range from $10.00 to $12.00 per square foot. The St. Andrews Square is located at the intersection of St. Andrews Road and Jamil Road. The major tenant is Piggly Wiggly Stores and Eckerds. The rental rates for the shops range from $9.00 to $12.00 per square foot. The Richland Plaza is located at 570 St. Andrews Road. The major tenants are Food Lion and Rite-Aid, but Rite-Aid has vacated their store and is continuing to pay rent. The rental rates from $8.00 to $12.00 per square foot. The Clusters of Whitehall is located at 252 St. Andrews Road. The center has a vacant supermarket that was formerly occupied by Fresh Market. The major tenant is Revco. Rental rates for the shops range from $6.50 to $10.00 per square foot.

The subject property has several shops with rental rates ranging from $5.00 to $11.00 per square foot. However, the majority of the rental rates range from $8.00 to $9.50 per square foot for the shops. These are thought to be reasonable rental rates for the neighborhood.

The rental rate for the Bi-Lo Store is $4.00 per square foot while the rental rate for the Revco Store is $5.75 per square foot. Overage rentals are being received from the Revco Store.

The subject property has operated at a high occupancy rate and the developer/owner has renovated the center since it was originally constructed. The location of subject is strategic within the neighborhood and convenient to the shoppers throughout the neighborhood.

Trends:

The subject property is located in the St. Andrrews area of Columbia. The neighborhood is practically fully developed with single family dwellings and multi-family properties. Commercial developments are located along the traffic arteries. The Central Correctional Institution for the State of South Carolina is located in the neighborhood.

The demand and desirability for the neighborhood has been good. All trends are favorable at this time and expected to continue.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I. COMPARABLE PROPERTIES
A PROPERTY DESCRIPTION

                                         SUBJECT                COMPARABLE 1                   COMPARABLE 2
                                         -------                ------------                   ------------
1.  Identification
     a.  Name                    Widewater Square               St. Andrews Crossing           St. Andrews Square
                                 ------------------------       ------------------------       ------------------------
     b.  Street                  3315 Broad River Rd.           817 St. Andrews Road           1978 St. Andrews Rd.
                                 ------------------------       ------------------------       ------------------------
     c.  City                    Columbia, SC                   Columbia, SC                   Columbia, SC
                                 ------------------------       ------------------------       ------------------------
    d.  Distance from subject    N/A                            1/2 mile                       3/4 mile
                                 ------------------------       ------------------------       ------------------------
    e.  Contact
                                 Edens Avant, Inc.              Keenen Co.                     The Oglum Co.
                                 ------------------------       ------------------------       ------------------------
    f.  Phone                    803-779-4420                   803-254-2300                   803-779-7777
                                 ------------------------       ------------------------       ------------------------
2.  Attributes

     a.  Year built              1976                           1994                           1978
                                 ------------------------       ------------------------       ------------------------
     b.  Net sq. Ft.             95,700                         66,910                         60,000
                                 ------------------------       ------------------------       ------------------------
    c. # building                3                              2                              2
                                 ------------------------       ------------------------       ------------------------
    d. #stories                  1                              1                              1
                                 ------------------------       ------------------------       ------------------------
    e. Avg. Floor plate size     N/A
         (sq. Ft.), if office                                   N/A                            N/A
                                 ------------------------       ------------------------       ------------------------
    f. # elevators               N/A                            N/A                            N/A
                                 ------------------------       ------------------------       ------------------------
    g. Parking                   Adequate                       Adequate                       Adequate
                                 ------------------------       ------------------------       ------------------------
    h. Construction Type         Brick/Concrete Block           Brick/Concrete Block           Brick/Concrete Block
                                 ------------------------       ------------------------       ------------------------
    I.  Vacancy %                4.70%                          6.13%                          0%
                                 ------------------------       ------------------------       ------------------------
    j.  Anchors, if Retail       Bi-Lo, Revco                   Kroger                         Piggly Wiggly, Eckerds
                                 ------------------------       ------------------------       ------------------------

                                COMPARABLE 3             COMPARABLE 4
                                ------------             ------------
1.  Identification
     a.  Name                   Richardson Plaza         Clusters of Whitehall
                                -----------------------  -----------------------
     b.  Street                 570 St. Andrews Rd.      252 St. Andrews Rd.
                                -----------------------  -----------------------
     c.  City                   Columbia, SC             Columbia, SC
                                -----------------------  -----------------------
    d.  Distance from subject   1 mile                   2 miles
                                -----------------------  -----------------------
    e.  Contact                 EastCoast
                                Development              Edens Avant, Inc.
                                -----------------------  -----------------------
    f.  Phone                   803-749-0079             803-779-4420
                                -----------------------  -----------------------
2.  Attributes

     a.  Year built             1981                     1988 (Rehab.)
                                -----------------------  -----------------------
     b.  Net sq. Ft.            108, 838                 68,029
                                -----------------------  -----------------------
    c. # building               1                        2
                                -----------------------  -----------------------
    d. #stories                 1                        1
                                -----------------------  -----------------------
    e. Avg. Floor plate size
         (sq. Ft.), if office   N/A                      N/A
                                -----------------------  -----------------------
    f. # elevators              N/A                      N/A
                                -----------------------  -----------------------
    g. Parking                  Adequate                 Adequate
                                -----------------------  -----------------------
    h. Construction Type        Brick/Concrete Block     Brick/Concrete Block
                                -----------------------  -----------------------
    I.  Vacancy %               6.89%                    40.01%
                                -----------------------  -----------------------
    j.  Anchors, if Retail      Food Lion                Revco
                                -----------------------  -----------------------

Comments:
These comparable rentals are located in subject neighborhood and are located along St. Andrews Road. Comparable No. 1 is the newest center with the other centers being constructed shortly after subject property. Comparable No. 4 has a vacant supermarket that was formerly occupied by Fresh Market. The other comparables are experiencing high occupancy rates at this time.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B. RENTAL INFORMATION

                                         SUBJECT                COMPARABLE 1                   COMPARABLE 2
                                         -------                ------------                   ------------
1.  Asking Rental Rate
     a.  Anchor Space            N/A                            N/A                            N/A
                                 ------------------------       ------------------------       ------------------------
     b.  Shop Space              $8.00 - $10.25                 $10.00 - $12.00                $9.00 - $12.00
                                 ------------------------       ------------------------       ------------------------
2.  Lease Type (Gross/Net)       Triple Net                     Triple Net                     Triple Net
                                 ------------------------       ------------------------       ------------------------
3.  Rent Concessions             None                           None                           None
                                 ------------------------       ------------------------       ------------------------
4.  Effective Rent               $8.00 - $10.25                 $10.00 - $12.00                $9.00 - $12.00
                                 ------------------------       ------------------------       ------------------------
5.  TI Allowance                 None                           None                           None
                                 ------------------------       ------------------------       ------------------------
6.  Expense Stop                 None                           None                           None
                                 ------------------------       ------------------------       ------------------------
7.  Length of Lease Term         3 -5 years (shop)              3 - 5 years (shop)             3 - 5 years (shop)
                                 ------------------------       ------------------------       ------------------------
8.  Commissions                  5.00% - 7.00%                  5.00% to 7.00%                 5.00% - 7.00%
                                 ------------------------       ------------------------       ------------------------
9.  Percentage Rent
      (per lease terms)          Bi-Lo, Revco                   Kroger                         Piggly Wiggly, Eckerds
                                 ------------------------       ------------------------       ------------------------
10. Historical Annual
      Absorption/sq.ft.          N/A                            N/A                            N/A
                                 ------------------------       ------------------------       ------------------------
11. Annual Operating
Expense  psf (Including
taxes)                           N/A                            N/A                            N/A
                                 ------------------------       ------------------------       ------------------------

C.  RANK RELATIVE TO
         SUBJECT
      (inferior,
        similar, superior)       N/A                            superior                       similar
                                 ------------------------       ------------------------       ------------------------


                           COMPARABLE 3               COMPARABLE 4
                           ------------               ------------
1.  Asking Rental Rate
     a.  Anchor Space      N/A                        N/A
                           ------------------------   -----------------------
     b.  Shop Space        $8.00 - $12.00             $6.50 - $10.00
                           ------------------------   -----------------------
2.  Lease Type (Gross/Net) Triple Net                 Triple Net
                           ------------------------   -----------------------
3.  Rent Concessions       None                       None
                           ------------------------   -----------------------
4.  Effective Rent         $8.00 - $12.00             $6.50 - $10.00
                           ------------------------   -----------------------
5.  TI Allowance           None                       None
                           ------------------------   -----------------------
6.  Expense Stop           None                       None
                           ------------------------   -----------------------
7.  Length of Lease Term   3 - 5 years (shop)         3 - 5 years (shop)
                           ------------------------   -----------------------
8.  Commissions            5.00% to 7.00%             5.00% to 7.00%
                           ------------------------   -----------------------
9.  Percentage Rent
      (per lease terms)    Food Lion                  Revco
                           ------------------------   -----------------------
10. Historical Annual
      Absorption/sq.ft.    N/A                        N/A
                           ------------------------   -----------------------
11. Annual Operating
Expense  psf (Including
taxes)                     N/A                        N/A
                           ------------------------   -----------------------

C.  RANK RELATIVE TO
         SUBJECT
      (inferior,
        similar, superior) similar                    similar
                           ------------------------   -----------------------

D. EXPLAIN RANKING/COMMENTS:

Comparable No. 1 is a newer shopping center and the rental rates that are being received are slightly higher than subject. Also, the center is located at the intersection of St. Andrews Road and I-26. The other shopping centers have been rated as similar and are thought to be so with subject.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1


                               [GRAPHIC OMITTED]


Name:                                    St. Andrews Crossing
Location:                                817 St. Andrews Road
                                         Columbia, SC
Year Built:                              1994
Total Size:                              61,910 SF
Vacant Space:                               400 SF
Vacancy Rate:                              6.13 %
Rental Range:                            $10.00 to $12.00
Tenant Expenses:                         Triple Net

Remarks:

Kroger is major tenant. Located on St. Andrews Road at I-26. Has operated at a high occupancy level.

Comparable Rental No. 2


                               [GRAPHIC OMITTED]


Name:                                    St. Andrews Square
Location:                                1978 St. Andrews Road
                                         Columbia, South Carolina
Year Built:                              1978
Total Size:                              60,000 SF
Vacant Space:                                 0 SF
Vacancy Rate:                                 0 %
Rental Range:                            $9.00 to $12.00
Tenant Expenses:                         Triple Net

Remarks:

Major tenants are Piggly Wiggly and Eckerds. Located on St. Andrews and Jamil Road. Has operated at a high occupancy level..

Comparable Rental No. 3


                               [GRAPHIC OMITTED]


Name:                                    Richardson Plaza
Location:                                570 St. Andrews Road
                                         Columbia, South Carolina
Year Built:                              1981
Total Size:                              108,838 SF
Vacant Space:                             14,200 SF
Vacancy Rate:                              13.05 %
Rental Range:                            $13.05
Tenant Expenses:                         Triple Net

Remarks:

The Food Lion Store expanded in 1995. Rite-Aid has vacated their store, but pays rent. Several other tenants have moved out, but were replaced..

Comparable Rental No. 4


                               [GRAPHIC OMITTED]


Name:                                    Clusters of Whitehall
Location:                                252 St. Andrews Road
                                         Columbia, South Carolina
Year Built:                              1988
Total Size:                              68,029 SF
Vacant Space:                            27,275 SF
Vacancy Rate:                             40.01 %
Local Rent Range:                        $6.50 - $10.00
Tenant Expenses:                         Triple Net

Remarks:

This center was renovated in 1988. Fresh Market was the occupant in the food store, but vacated approximately 1 year ago, but rent is being paid. Revco occupies 10,000 SF.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II. SALES COMPARABLE

                                         SUBJECT                COMPARABLE 1                   COMPARABLE 2
                                         -------                ------------                   ------------
1.   Identification

     a.  Name                    Widewater Square               St. Andrews Crossing           Eastage Shopping Center
                                 ------------------------       ------------------------       --------------------------
     b.  Street Address                                                                        NWC Whiskey Rd. &
                                 3315 Broad River Rd.           817 St. Andrews Road           Eastgate Dr.
                                 ------------------------       ------------------------       --------------------------
     c.  City                    Columbia, SC                   Columbia, SC                   Aiken, SC
                                 ------------------------       ------------------------       --------------------------
     d.  Distance from Subject   N/A                            1/2 miles                      56 miles
                                 ------------------------       ------------------------       --------------------------
2.  Attributes

     a.  Year Built              1976                           1994                           1995
                                 ------------------------       ------------------------       --------------------------
     b.  Net sq. feet            95,700                         66,910 SF                      75,716 SF
                                 ------------------------       ------------------------       --------------------------
     c. # Buildings              3                              1                              1
                                 ------------------------       ------------------------       --------------------------
     d. # of Stories             1                              1                              1
                                 ------------------------       ------------------------       --------------------------
     e. Vacancy %                4.70%                          0%                             7.21%
                                 ------------------------       ------------------------       --------------------------
3.  Sales Information

     a.  Sales Price             N/A                            $6,550,000                     $6,675,000
                                 ------------------------       ------------------------       --------------------------
     b.  Sales Price PSF         N/A                            $97.89                         $88.16
                                 ------------------------       ------------------------       --------------------------
     c. Cap. Rate                N/A                            9.69%                          9.86%
                                 ------------------------       ------------------------       --------------------------
     d. Date                     N/A                            05-25-94                       09-28-95
                                 ------------------------       ------------------------       --------------------------
     e.  NOI at time of Sale     N/A                            $634,797                       $782,704
                                 ------------------------       ------------------------       --------------------------
4.  Rank Relative to Subject
     (inferior, similar,
          superior)              N/A                            superior                       similar
                                 ------------------------       ------------------------       --------------------------


                               COMPARABLE 3             COMPARABLE 4
                               ------------             ------------
1.   Identification

     a.  Name                  One Norman Center        Paw Creek Commons
                               -----------------------  -----------------------
     b.  Street Address        19706 One Norman         E/S Little Rock Road
                               Blvd.                    at Freedom Drive
                               -----------------------  -----------------------
     c.  City                  Cornelius, NC            Charlotte, NC
                               -----------------------  -----------------------
     d.  Distance from Subject 1 miles                  92 miles
                               -----------------------  -----------------------
2.  Attributes

     a.  Year Built            1993                     1996
                               -----------------------  -----------------------
     b.  Net sq. feet          54,185 SF                66,050 SF
                               -----------------------  -----------------------
     c. # Buildings            1                        1
                               -----------------------  -----------------------
     d. # of Stories           1                        1
                               -----------------------  -----------------------
     e. Vacancy %              6.98%                    2.73%
                               -----------------------  -----------------------
3.  Sales Information

     a.  Sales Price           $4,650,000               $5,120,000
                               -----------------------  -----------------------
     b.  Sales Price PSF       $85.82                   $77.52
                               -----------------------  -----------------------
     c. Cap. Rate              9.68%                    9.61%
                               -----------------------  -----------------------
     d. Date                   10-12-95                 03-25-97
                               -----------------------  -----------------------
     e.  NOI at time of Sale   $474,591                 517,412
                               -----------------------  -----------------------
4.  Rank Relative to Subject
     (inferior, similar,
          superior)            similar                  superior
                               -----------------------  -----------------------

Explain Ranking/Comments:
Comparables No. 1 and 4 are ranked superior to subject. The reason for this is because of the location of these comparables being superior to subject. Comparable No. 3 is located in a commercial area that is larger than subject, but it is similar. Comparable No. 2 is similar to subject.

Comparable Sale No. 1


                               [GRAPHIC OMITTED]


TMS:                        6012 -1 -1
Name:                       St. Andrews Crossing
Location:                   817 St. Andrews Road, Columbia, SC
Grantor:                    Hayley-Redd, L.P.
Grantee:                    F.A.C. Properties
Deed Reference:             Book 1199, Page 331
Date:                       May 25, 1994
Sales Price:                $6,550,000
Adjusted Sales Price:       $6,550,000
Size building               66,910
Sales Price per S.F.:       $97.89
Size Land (Acres):          8.08
Size Land (S.F.):           351,965
Year Built:                 1994
Land/Building Ratio:        5.26 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $686,905
EGIM:                       9.54
Net Operating Income:       $634,797
Overall Rate:               9.69%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2


                               [GRAPHIC OMITTED]


TMS:
Name:                       Eastgate Shopping Center
Location:                   Northwest Corner of Whiskey Road & Eastgate Drive
                            Aiken, SC
Grantor:                    Southwest U.S. Retail, LP
Grantee:                    PDG Aiken Partners, LP
Deed Reference:             N/A
Date:                       September 28, 1995
Sales Price:                $6,675,000
Adjusted Sales Price:       $6,675,000
Size building:              75,716
Sales Price per S.F.:       $88.16
Size Land (Acres):          8.79
Size Land (S.F.):           382,892
Year Built:                 1995
Land/Building Ratio:        5.06 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $782,704
Effective Gross Income:     $782,704
EGIM:                       8.53
Net Operating Income:       $657,896
Overall Rate:               9.86%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3


                               [GRAPHIC OMITTED]


Name:                       One Norman Center
Location:                   19706 One Norman Boulevard
                            Cornelius, Mecklenburg County, NC
Grantor:                    One Norman Center, LP
Grantee:                    Lucky Realty
Deed Reference:             Book 8325, Page 721
Date:                       October 12, 1995
Sales Price:                $4,650,000
Adjusted Sales Price:       $4,650,000
Size building:              54,185
Sales Price per S.F.:       $85.82
Size Land (Acres):          5.69
Size Land (S.F.):           247,856
Year Built:                 1993
Land/Building Ratio:        4.57 to 1
Utilities:                  All Public
Zoning:                     CUB-2
Financing:                  Cash to Seller
Gross Potential Income:     $474,591 - $8.76/SF
Effective Gross Income:     $474,591 - $8.76/SF
Gross Income Multiple:      9.80
EGIM:                       9.80
Net Operating Income:       $450,188 - $8.31/SF
Overall Rate:               9.68%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4


                               [GRAPHIC OMITTED]


TMS:                        59-231-22,23 pt.
Name:                       Paw Creek Commons
Location:                   East side of Little Rock Road at Freedom Drive
Grantor:                    Paw Creek, LLC
Grantee:                    Paw Creek Crossing Limited Partnership
Deed Reference:             N/A
Date:                       March 25, 1997
Sales Price:                $5,120,000
Adjusted Sales Price:       $5,384,000
Size building:              66,050
Sales Price per S.F.:       $77.52
Size Land (Acres):          9.82
Size Land (S.F.):           427,759
Year Built:                 1996
Land/Building Ratio:        6.48 to 1
Utilities:                  Municipal
Zoning:                     CC, Commercial Center
Financing:                  Cash to Seller
Gross Potential Income:     $568,840
Effective Gross Income:     $552,054
Gross Income Multiple:      9.00
EGIM:                       9.27
Net Operating Income:       $517,412
Overall Rate:               9.61%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                               Comparable Rentals


                               [GRAPHIC OMITTED]

                               Improved Sales Map


                               [GRAPHIC OMITTED]

                                    Site Plan


                               [GRAPHIC OMITTED]

Date: 04/08/97

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Property:   WIDEWATER SQUARE
            3315 BROAD RIVER ROAD
            COLUMBIA, SC 29210

Co1umn Legends:
  Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
  Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-----------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION                            LEASE TERM                 RENT INFORMATION
                                                                                     per                Annual
Tenant Name                        Unit #  Sq Feet  Misc   From        To     MTM   SF/YR  Begin      Base Rent

-----------------------------------------------------------------------------------------------------------------
DOLLAR GENERAL #2757
DOLGENCORP INC.                  627-  10    7,200       10/01/95  09/30/98         2.92  10/01/92     21,000.00

                                                                                    4.00  10/01/95     28,800.00
-----------------------------------------------------------------------------------------------------------------
CATO #7175 / IT'S FASHION
IT'S FASHION                     627-  20    4,000       07/15/95  01/31/01         5.25  10/01/95     21,000.00

                                                                                    0.00                    0.00

                                                                                    0.00                    0.00
-----------------------------------------------------------------------------------------------------------------
BI-LO, INC. #064
                                 627-  30   30,000       01/21/91  01/31/11         4.00  02/01/91    120,000.00

                                                                                    0.00                    0.00

                                                                                    0.00                    0.00

                                                                                    0.00                    0.00
-----------------------------------------------------------------------------------------------------------------
REVCO #849
REVCO DISCOUNT DRUGS OF S.C.,    627-  40    7,000       02/01/91  01/31/01         0.00                    0.00

                                                                                    5.75  02/01/91     40,249.92

                                                                                    0.00                    0.00
-----------------------------------------------------------------------------------------------------------------
JD FASHIONS
IN UNG CHOE                      627-  45    3,200       01/01/96  12/31/98         7.50  01/01/96     24,000.00
-----------------------------------------------------------------------------------------------------------------
LADIES CHOICE
F/K/A/ FITNESS TODAY OF WIDEW    627-  50    6,800       04/01/95  03/31/00         5.00  04/01/90     33,999.96
                                                                                    6.00  04/01/95     40,800.00
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION             REIMBURSEMENTS                     RENEWAL OPTIONS              PERCENT RENT
                                   Tax   Base   Ins     Base    CAM  Base                       per        Pcent  of   Amount  Nat
Tenant Name                       Recov  Year  Recov    Year   Recov Year   Begin      End     SF/YR  Typ               Over   Brk

-----------------------------------------------------------------------------------------------------------------------------------
DOLLAR GENERAL #2757
DOLGENCORP INC.                   Full     0    Full      0     Full   0                         0.00       3.00    700,000      Y

                                                                                                 0.00       3.00    960,000      Y
-----------------------------------------------------------------------------------------------------------------------------------
CATO #7175 / IT'S FASHION
IT'S FASHION                      Full     0    Full      0     Full   0   02/01/01  01/31/06    6.30       4.00    525,000      Y

                                                                           02/01/06  01/31/11    7.56       4.00          0      Y

                                                                           02/01/01  01/31/06    0.00       4.00          0      Y
-----------------------------------------------------------------------------------------------------------------------------------
BI-LO, INC. #064
                                  Full     0    Full      0     Full   0   02/01/11  01/31/16    4.25       1.00 12,000,000

                                                                           02/01/16  01/31/21    4.50       1.00          0

                                                                           02/01/21  01/31/26    4.75       1.00          0

                                                                           02/01/26  01/31/31    5.00       1.00          0
-----------------------------------------------------------------------------------------------------------------------------------
REVCO #849
REVCO DISCOUNT DRUGS OF S.C.,     PRS   1978    PRS    1982     Fixed  0   02/01/01  01/31/06    6.25       2.00          0      Y

                                                                           02/01/06  01/31/11    6.75       2.00  2,012,500      Y

                                                                                                 0.00       2.00          0      Y
-----------------------------------------------------------------------------------------------------------------------------------
JD FASHIONS
IN UNG CHOE                       Full     0    Full      0     Full   0                         0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
LADIES CHOICE
F/K/A/ FITNESS TODAY OF WIDEW     PRS   1988    PRS    1988     Full   0                         0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------

Date: 04/08/97

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Property:   WIDEWATER SQUARE
            3315 BROAD RIVER ROAD
            COLUMBIA, SC 29210

Co1umn Legends:
  Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
  Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-----------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION                            LEASE TERM                 RENT INFORMATION
                                                                                     per                Annual
Tenant Name                        Unit #  Sq Feet  Misc   From        To     MTM   SF/YR  Begin      Base Rent

-----------------------------------------------------------------------------------------------------------------
LADIES CHOICE
F/K/A/ FITNESS TODAY OF WIDEW    627-  50    6,800       04/01/95  03/31/00         6.50  04/01/98     44,200.08
-----------------------------------------------------------------------------------------------------------------
BESTWAY, INC.
F/K/A ALL STAR RENTAL, INC.      627-  60    2,250       10/01/96  09/30/03         0.00                    0.00

                                                                                    8.20  10/01/91     18,450.00

                                                                                    9.00  09/01/94     20,250.00

                                                                                    9.50  10/01/97     21,375.00

                                                                                    9.75  10/01/00     21,937.44
-----------------------------------------------------------------------------------------------------------------
BUTTONS & BOWS
CATHERINE CHILES                 627-  70    1,125       05/01/95  04/30/98         8.25  05/01/92      9,281.16

                                                                                    8.50  05/01/95      9,562.44
-----------------------------------------------------------------------------------------------------------------
A+ MAIL SERVICES, INC.
                                 627-  80    1,125       09/01/93  08/31/98         7.24  09/01/93      8,149.92

                                                                                    7.50  09/01/94      8,437.56

                                                                                    8.00  09/01/95      9,000.00

                                                                                    8.25  09/01/96      9,281.28

                                                                                    9.00  09/01/97     10,125.00
-----------------------------------------------------------------------------------------------------------------
KIM ENTERPRISES
TOK CHIN KIM                     627-  85    4,500       08/01/96  07/31/99         6.00  08/01/93     27,000.00

                                                                                    6.50  08/01/95     29,250.00

                                                                                    7.00  08/01/96     31,500.00
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION             REIMBURSEMENTS                     RENEWAL OPTIONS              PERCENT RENT
                                   Tax   Base   Ins     Base    CAM  Base                       per        Pcent  of   Amount  Nat
Tenant Name                       Recov  Year  Recov    Year   Recov Year   Begin      End     SF/YR  Typ               Over   Brk

-----------------------------------------------------------------------------------------------------------------------------------
LADIES CHOICE
F/K/A/ FITNESS TODAY OF WIDEW     PRS   1988    PRS    1988     Full   0                         0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
BESTWAY, INC.
F/K/A ALL STAR RENTAL, INC.       Full     0    Full      0     Full   0   10/01/03  09/30/06    9.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
BUTTONS & BOWS
CATHERINE CHILES                  Full     0    Full      0     Full   0                         0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
A+ MAIL SERVICES, INC.
                                  Full     0    Full      0     Full   0                         0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
KIM ENTERPRISES
TOK CHIN KIM                      Full     0    Full      0     Full   0                         0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------

Date: 04/08/97

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Property:   WIDEWATER SQUARE
            3315 BROAD RIVER ROAD
            COLUMBIA, SC 29210

Co1umn Legends:
  Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
  Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-----------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION                            LEASE TERM                 RENT INFORMATION
                                                                                     per                Annual
Tenant Name                        Unit #  Sq Feet  Misc   From        To     MTM   SF/YR  Begin      Base Rent

-----------------------------------------------------------------------------------------------------------------
BLAZER FINANCIAL SERVICES, IN
                                 627- 100    1,500       04/01/93  03/31/98         8.00  04/01/88     12,000.00

                                                                                    0.00                    0.00

                                                                                    8.50  04/01/95     12,750.00
-----------------------------------------------------------------------------------------------------------------
CEDAR CHEST CLEANERS
EMMA D. MILLER                   627- 110    1,500       08/28/93  08/27/98         0.00                    0.00

                                                                                    0.00                    0.00

                                                                                    7.00  09/01/93     10,500.00

                                                                                    7.50  09/01/94     11,250.00

                                                                                    8.00  09/01/95     12,000.00

                                                                                    8.50  09/01/96     12,750.00

                                                                                    9.00  09/01/97     13,500.00
-----------------------------------------------------------------------------------------------------------------
Available
                                 627- 120    4,500                                  0.00                    0.00
-----------------------------------------------------------------------------------------------------------------
FAT BUDDIES
JOHN D. GEDDINGS ASSIGNED TO     627- 130    2,250       11/01/95  10/31/98         8.50  08/01/92     19,125.00

                                                                                    9.00  11/01/95     20,250.00
-----------------------------------------------------------------------------------------------------------------
DEALER'S CHOICE
ROBERT A. STRONG                 627- 140    2,250       01/01/93  12/31/98         0.00                    0.00

                                                                                    8.00  03/01/93     18,000.00

                                                                                    0.00                    0.00
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION             REIMBURSEMENTS                     RENEWAL OPTIONS              PERCENT RENT
                                   Tax   Base   Ins     Base    CAM  Base                       per        Pcent  of   Amount  Nat
Tenant Name                       Recov  Year  Recov    Year   Recov Year   Begin      End     SF/YR  Typ               Over   Brk

-----------------------------------------------------------------------------------------------------------------------------------
BLAZER FINANCIAL SERVICES, IN
                                  PRS   1978    PRS    1978     Full   0   04/01/98  03/31/03    0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
CEDAR CHEST CLEANERS
EMMA D. MILLER                    Full     0    Full      0     Full   0   08/28/98  08/27/01    0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
Available
                                  Full     0    Full      0     Full   0                         0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
FAT BUDDIES
JOHN D. GEDDINGS ASSIGNED TO      Full     0    Full      0     Full   0                         0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
DEALER'S CHOICE
ROBERT A. STRONG                  PRS   1992    PRS    1992     Full   0   01/01/96  12/31/98    0.00       0.00          0

                                                                           01/01/99  12/31/02    0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------

Date: 04/08/97

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Property:   WIDEWATER SQUARE
            3315 BROAD RIVER ROAD
            COLUMBIA, SC 29210

Co1umn Legends:
  Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
  Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-----------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION                            LEASE TERM                 RENT INFORMATION
                                                                                     per                Annual
Tenant Name                        Unit #  Sq Feet  Misc   From        To     MTM   SF/YR  Begin      Base Rent

-----------------------------------------------------------------------------------------------------------------
DEALER'S CHOICE
ROBERT A. STRONG                 627- 140    2,250       01/01/93  12/31/98         8.00  07/01/95     18,000.00

                                                                                    8.74  01/01/96     19,669.08
-----------------------------------------------------------------------------------------------------------------
LAUNDRY ROOM
THE LAUNDRY ROOM                 627- 150    2,250       05/01/92  04/30/97         0.00                    0.00

                                                                                    8.25  06/01/92     18,562.44

                                                                                    8.50  05/01/94     19,125.00

                                                                                    8.75  05/01/95     19,687.44
-----------------------------------------------------------------------------------------------------------------
EAST ROOM
MARION S. JORDAN, JR. & MARY     627- 160    2,250       08/01/95  07/31/98         8.50  01/01/93     19,125.00

                                                                                    9.25  08/01/95     20,812.44
-----------------------------------------------------------------------------------------------------------------
TRANSAMERICA FINANCIAL SERVIC
TRANSAMERICA FINANCIAL SERVIC    627- 170    1,560       08/01/92  07/31/97         8.00  08/01/92     12,480.00

                                                                                    8.25  08/01/95     12,870.00
-----------------------------------------------------------------------------------------------------------------
ONE PRICE CLOTHING #10
ONE PRICE CLOTHING STORES INC    627- 180    2,440       09/01/95  08/31/98         0.00                    0.00

                                                                                    7.50  09/01/90     18,300.00

                                                                                    8.00  09/01/96     19,519.92

                                                                                    8.50  09/01/97     20,739.96
-----------------------------------------------------------------------------------------------------------------
ELECTROLUX CORPORATION
                                 627- 190    2,000       08/01/92  03/31/99         0.00                    0.00

                                                                                    0.00                    0.00
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION             REIMBURSEMENTS                     RENEWAL OPTIONS              PERCENT RENT
                                   Tax   Base   Ins     Base    CAM  Base                       per        Pcent  of   Amount  Nat
Tenant Name                       Recov  Year  Recov    Year   Recov Year   Begin      End     SF/YR  Typ               Over   Brk.

-----------------------------------------------------------------------------------------------------------------------------------
DEALER'S CHOICE
ROBERT A. STRONG                  PRS   1992    PRS    1992     Full   0                         0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
LAUNDRY ROOM
THE LAUNDRY ROOM                  PRS   1981    PRS    1981     Full   0   05/01/97  04/30/02    0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
EAST ROOM
MARION S JORDAN, JR. & MARY       Full     0    Full      0     Full   0                         0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
TRANSAMERICA FINANCIAL SERVIC
TRANSAMERICA FINANCIAL SERVIC     Full     0    Full      0     Full   0                         0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
ONE PRICE CLOTHING #10
ONE PRICE CLOTHING STORES INC     Full     0    Full      0     Full   0   09/01/95  08/31/00    7.50       4.00          0      Y

                                                                                                 0.00       4.00    457,500      Y

                                                                                                 0.00       4.00    488,000      Y

                                                                                                 0.00       4.00    518,500      Y
-----------------------------------------------------------------------------------------------------------------------------------
ELECTROLUX CORPORATION
                                  Full     0    Full      0     Full   0   04/01/99  03/31/04    0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------

Date: 04/08/97

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Property:   WIDEWATER SQUARE
            3315 BROAD RIVER ROAD
            COLUMBIA, SC 29210

Co1umn Legends:
  Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
  Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-----------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION                            LEASE TERM                 RENT INFORMATION
                                                                                     per                Annual
Tenant Name                        Unit #  Sq Feet  Misc   From        To     MTM   SF/YR  Begin      Base Rent

-----------------------------------------------------------------------------------------------------------------
ELECTROLUX CORPORATION
                                 627- 190    2,000       08/01/92  03/31/99         8.00  04/01/93     15,999.96

                                                                                    8.25  04/01/94     16,500.00

                                                                                    8.50  04/01/95     17,000.04

                                                                                    8.75  04/01/97     17,499.96

                                                                                    9.00  04/01/98     18,000.00
-----------------------------------------------------------------------------------------------------------------
K & M JEWELERS
TOKYE MANCINE AND SUSAN MANCI    627- 200    1,500       09/07/95  09/30/98        10.00  10/01/95     15,000.00
-----------------------------------------------------------------------------------------------------------------
AMERICAN GENERAL FINANCE, INC
                                 627- 210    1,500       03/01/97  02/28/00         0.00                    0.00

                                                                                    9.08  04/01/91     13,620.00

                                                                                    0.00                    0.00

                                                                                    9.35  04/01/94     14,025.00

                                                                                   10.50  03/01/97     15,750.00
-----------------------------------------------------------------------------------------------------------------
NEW WAVE FAMILY HAIRCUTTERS
THE NEW WAVE FAMILY HAIRCUTTE    627- 220    1,500       08/01/95  08/31/98         9.75  08/01/93     14,625.00
-----------------------------------------------------------------------------------------------------------------
LITTLE CAESAR'S PIZZA #101
CBS FOODS, INC.                  627- 230    1,500       09/01/93  08/31/98         0.00                    0.00

                                                                                   11.50  01/01/93     17,250.00

                                                                                    9.50  09/01/93     14,250.00

                                                                                   10.00  09/01/95     15,000.00
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION             REIMBURSEMENTS                     RENEWAL OPTIONS              PERCENT RENT
                                   Tax   Base   Ins     Base    CAM  Base                       per        Pcent  of   Amount  Nat
Tenant Name                       Recov  Year  Recov    Year   Recov Year   Begin      End     SF/YR  Typ               Over   Brk.

-----------------------------------------------------------------------------------------------------------------------------------
ELECTROLUX CORPORATION
                                  Full     0    Full      0     Full   0                         0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
K & M JEWELERS
TOKYE MANCINE AND SUSAN MANCI     Full     0    Full      0     Full   0                         0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
AMERICAN GENERAL FINANCE, INC
                                  PRS   1984    PRS    1984     Full   0   03/01/97  02/28/00   10.50       0.00          0

                                                                           03/01/00  02/28/03   11.55       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
NEW WAVE FAMILY HAIRCUTTERS
THE NEW WAVE FAMILY HAIRCUTTE     Full     0    Full      0     Full   0                         0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
LITTLE CAESAR'S PIZZA #101
CBS FOODS, INC.                   PRS   1984    PRS    1984     Full   0   09/01/98  08/31/03    0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0

                                                                                                 0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------

Date: 04/08/97

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Property:   WIDEWATER SQUARE
            3315 BROAD RIVER ROAD
            COLUMBIA, SC 29210

Co1umn Legends:
  Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
  Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-----------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION                            LEASE TERM                 RENT INFORMATION
                                                                                     per                Annual
Tenant Name                        Unit #  Sq Feet  Misc   From        To     MTM   SF/YR  Begin      Base Rent

-----------------------------------------------------------------------------------------------------------------
LITTLE CAESAR'S PIZZA #101
CBS FOODS, INC.                  627-  230   1,500       09/01/93  08/31/98        11.00  09/01/96     16,500.00

-----------------------------------------------------------------------------------------------------------------
COLUMBIA OUTDOOR ADVERT.#350
COLUMBIA OUTDOOR ADVERTISING,    627-  240       0   P   06/05/86             MTM   0.00  03/01/94        960.00
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
  TENANT AND PROPERTY INFORMATION             REIMBURSEMENTS                     RENEWAL OPTIONS              PERCENT RENT
                                   Tax   Base   Ins     Base    CAM   Base                       per        Pcent  of   Amount  Nat
Tenant Name                       Recov  Year  Recov    Year   Recov  Year   Begin      End     SF/YR  Typ               Over   Brk.

-----------------------------------------------------------------------------------------------------------------------------------
LITTLE CAESAR'S PIZZA #101
CBS FOODS, INC.                   PRS   1984    PRS    1984     Full     0                         0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
COLUMBIA OUTDOOR ADVERT.#350
COLUMBIA OUTDOOR ADVERTISING,     None     0    None      0     None     0   06/05/94  06/04/95    0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------

Square Feet: Occupied...   91,200         Current Annual Base Rent  564,087.48
             Available..    4,500
             Total......   95,700

PHOTOGRAPHS OF SUBJECT PROPERTY


                               [GRAPHIC OMITTED]


Broad River Road - Looking South


                               [GRAPHIC OMITTED]


Broad River Road - Looking North

                               [GRAPHIC OMITTED]


Subject - Front View


                               [GRAPHIC OMITTED]


Subject - Front View

                               [GRAPHIC OMITTED]


Subject - Side and Rear View


                               [GRAPHIC OMITTED]


Subject - Front View

                               [GRAPHIC OMITTED]


Subject - Rear View


                               [GRAPHIC OMITTED]


Subject - Rear View

                               [GRAPHIC OMITTED]


Subject - Front View


                               [GRAPHIC OMITTED]


Subject - St. Andrews Road - Looking East

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]


                                  Market Study

                                 WOODBERRY PLAZA

                                3234 Augusta Road
                 West Columbia, Lexington County, South Carolina





                                   Prepared by

                             O. Marshall Dodds, MAI

                       Date of Market Study - May 2, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]

                                                                    May 2, 1997

Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re:  Market Study
     Woodberry Plaza
     3234 August Road
     West Columbia, Lexington County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that forms the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 2, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 82,930 square feet. The center was constructed in 1976 with Winn-Dixie and Revco being the major tenants. During 1994 a new store for Winn-Dixie was constructed and the parking lot was expanded. At the present time, Big Lots is occupying the former Winn-Dixie store. The subject property is currently 100% occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                                Respectfully submitted,


                                                O. MARSHALL DODDS COMPANY, INC.


                                                /s/ O. Marshall Dodds, MAI
                                                -------------------------------
                                                O. Marshall Dodds, MAI
                                                State Certified General
                                                Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as: insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial spheres.

The unemployment rate for Lexington County as of March, 1997 was 2.9 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject neighborhood is located around the intersection of Augusta Road (US Highway #1) and Woodberry Drive. There are several single family residential subdivisions that are located throughout the neighborhood and also several mobile home parks. Several food markets are located along Augusta Road. The CSX Railroad line runs through the neighborhood and is more or less parallel to Augusta Road. The West Columbia Antique Market is located across Augusta Road and the railroad tracks from subject property. This store was formerly occupied by Lowe's Home Improvement Center. The present Lowe's Store is near the intersection of Augusta Road and I-26 with this store being approximately 5 years old. A new Lowe's Home Improvement Center is under construction across the street from this existing store. There is a supermarket located adjacent to the existing Lowe's Store, but it is vacant at this time. It was occupied by Brunos and later by Harris Teeter. It is under a long term lease.

Physical features are as follows:

1.  Size                                7.37 acres or 321,037 SF

2.  Identity                            3234 Augusta Road
                                        TMS# 4598-04-05, 07

3.  Shape                               Irregular

4.  Topography                          Slopes downward away from Augusta Road
                                        toward the rear

5.  Accessability                       Good

6.  Utilities                           Municipal

Physical Description

Building features are as follows:

1.  Size (net)                          82,930 SF

2.  Layout & Design                     one story - food store, drug store,
                                        discount store, variety store,
                                        three shops

3.  Parking Spaces                      450
                                        5.43 per 1,000 SF of net area

4.  Construction                        Brick and glass front with concrete
                                        block on side and rear and metal
                                        seamed roof.

Market Position and Marketability Conclusions

Cayce/West Columbia is the fourth largest submarket in the Columbia metropolitan area and contains 23 of the 158 centers surveyed. The size of the retail space surveyed was 1,481,760 square feet or 11.2 percent of the total area. A new center increased this area by 50,000 square feet, a change in size added 4,538 square feet and one center was deleted for a total of 13,500 square feet. The space available was 144,317 square feet with a vacancy rate of 9.7 percent, the seventh highest of the ten areas. Twelve months earlier the vacancy rate was
10.1 percent or .4 points higher. The average new lease rate for these structures is $7.88 per square foot. This figure is up by $0.01 per square foot over the past year and up by $0.23 per square foot from two years ago. There is a center planned on Sunset Boulevard with 25,000 square feet.

The subject property is located on Augusta Road which is a major traffic artery running through subject neighborhood and the metropolitan area. There are a number of single family dwellings that are located in several subdivisions throughout the neighborhood and several mobile home parks that are located within the neighborhood.

The Caroline Square is located approximately 2 1/2 miles southwest of subject. The major tenants in this center are Piggly Wiggly and Dollar General. The rental rates for the shops range from $7.50 to $9.25. The Mills Corner Shopping Center is located west of subject on Augusta Road with Piggly Wiggly as the major tenant. The rental rates for the shops in this center range from $10.00 to $12.00 per square foot. The Three Fountains Shopping Center is located approximately 2.5 miles southwest of subject and is across the street from Caroline Square. The major tenants are Food Lion and Revco. The Food Lion store was expanded during 1996. There are two shops with one of the shops being rented at $7.00 per square foot and the other one on the market for $7.50 per square foot. The West Side Plaza is located approximately 1 mile east of subject on Augusta Road. This is a community center with the major tenants being Wal-Mart, Bi-Lo and Sears. The rental rates for the shops range from $7.50 to $13.50 per square foot.

The subject property has several shops and the rental rates range from $5.29 to $9.25. The rental rate for the Big Lots store (18,280 SF) is at $3.35 per square foot.

The rental rate for the Winn-Dixie store is at $6.50 per square foot while the rental rate for the Revco is at $6.00 per square foot.

The subject property has always operated at high occupancy rate and Winn-Dixie moved into a new store in 1994.

Trends:

The subject property is located in the southwest section of the metropolitan area of Columbia. This is an older neighborhood and growth is continuing as several single family residential subdivisions are under construction within the neighborhood. These subdivisions are located to the west of subject property just off of Augusta Road. There are no shopping centers planned for the immediate area, but a neighborhood center is planned in the Lexington area which is approximately 10 miles west of subject. This center will have Piggly Wiggly as a major tenant with small shops. The Harris Teeter store located adjacent to the existing Lowe's Home Improvement Center is closed at this time. There is a Kroger Save-On store located across the street from the West Side Plaza.

The demand and desirability for the neighborhood has been good. All trends are favorable at this time and expected to continue.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                             SUBJECT       COMPARABLE 1            COMPARABLE 2
                                             -------       ------------            ------------
1.  Identification
     a.  Name                        Woodberry Plaza       Caroline Square         Mills Corner
                                     --------------------  ----------------------  --------------------
     b.  Street                                            NWC Platt Springs &     NEC Augusta Road
                                     3234 Augusta Road     Emanuel Church Road     and Oak Drive
                                     --------------------  ----------------------  --------------------
     c.  City                        West Columbia, SC     West Columbia, SC       West Columbia, SC
                                     --------------------  ----------------------  --------------------
    d.  Distance from subject        N/A                   2.5 miles               2.5-3.0 mile
                                     --------------------  ----------------------  --------------------
    e.  Contact                      Edens Avant, Inc.     Bobbie Culbertson       Rex Pollard

                                     --------------------  ----------------------  --------------------
    f.  Phone                        803-779-4420          803-750-1010            803-779-7777
                                     --------------------  ----------------------  --------------------
2.  Attributes
     a.  Year built                  1976 (Reh. 1994)      1984                    1995
                                     --------------------  ----------------------  --------------------
     b.  Net sq. Ft.                 82,930                40,155                  50,000
                                     --------------------  ----------------------  --------------------
    c. # building                    1                     1                       1
                                     --------------------  ----------------------  --------------------
    d. #stories                      1                     1                       1
                                     --------------------  ----------------------  --------------------
    e. Avg. Floor plate size (SF),
            if office                N/A                   N/A                     N/A
                                     --------------------  ----------------------  --------------------
    f. # elevators                   N/A                   N/A                     N/A
                                     --------------------  ----------------------  --------------------
    g. Parking                       Adequate              Adequate                Adequate
                                     --------------------  ----------------------  --------------------
    h. Construction Type             Brick/Concrete Block  Brick/Concrete Block    Brick/Concrete Block
                                     --------------------  ----------------------  --------------------
    I.  Vacancy %                    0%                    0%                      0%
                                     --------------------  ----------------------  --------------------
    j.  Anchors, if Retail                                 Piggly Wiggly, Dollar
                                     Winn Dixie, Revco     General                 Piggly Wiggly
                                     --------------------  ----------------------  --------------------


                                     COMPARABLE 3            COMPARABLE 4
                                     ------------            ------------
1.  Identification
     a.  Name                        Three Fountains         West Side Plaza
                                     ----------------------  ----------------------
     b.  Street                                              SEC Augusta Rd. and
                                     2979 Platt Springs Rd.  Dreher  Rd.
                                     ----------------------  ----------------------
     c.  City                        West Columbia, SC       West Columbia, SC
                                     ----------------------  ----------------------
    d.  Distance from subject        2.5 miles               1 mile
                                     ----------------------  ----------------------
    e.  Contact                      Edens Avant, Inc.       Wyatt Development
                                                             Co.
                                     ----------------------  ----------------------
    f.  Phone                        803-779-4422            803-649-3975
                                     ----------------------  ----------------------
2.  Attributes
     a.  Year built                  1986                    1988
                                     ----------------------  ----------------------
     b.  Net sq. Ft.                 41,450                  222,703
                                     ----------------------  ----------------------
    c. # building                    1                       1
                                     ----------------------  ----------------------
    d. #stories                      1                       1
                                     ----------------------  ----------------------
    e. Avg. Floor plate size (SF),
            if office                N/A                     N/A
                                     ----------------------  ----------------------
    f. # elevators                   N/A                     N/A
                                     ----------------------  ----------------------
    g. Parking                       Adequate                Adequate
                                     ----------------------  ----------------------
    h. Construction Type             Brick/Concrete Block    Brick/Concrete Block
                                     ----------------------  ----------------------
    I.  Vacancy %                    4.83%                   0%
                                     ----------------------  ----------------------
    j.  Anchors, if Retail
                                     Food Lion, Revco        Wal-Mart, Bi-Lo, Sears
                                     ----------------------  ----------------------

Comments:

Comparables No. 1 and 3 are located to the southwest of subject and are located across the street from one another. Comparable No. 2 is located to the west of subject and is a new center. Comparable No. 4 is located to the east of subject property and is an existing center. All of these centers have experienced high occupancy rates and Three Fountains has the only vacancy which is one store that contains 2,000 square feet.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                          SUBJECT       COMPARABLE 1        COMPARABLE 2       COMPARABLE 3        COMPARABLE 4
                                          -------       ------------        ------------       ------------        ------------
1.  Asking Rental Rate
     a.  Anchor Space               $6.00 - $6.50       N/A                 N/A                N/A                 N/A
                                    ------------------  ------------------  -----------------  ------------------  ----------------
     b.  Shop Space                 $5.29 - $9.25       $7.50 - $9.00       $10.00 - $12.00    $7.00 - $7.50       $7.50 - $13.25
                                    ------------------  ------------------  -----------------  ------------------  ----------------
2.  Lease Type (Gross/Net)          Triple Net          Triple Net          Triple Net         Triple Net          Triple Net
                                    ------------------  ------------------  -----------------  ------------------  ----------------
3.  Rent Concessions                None                None                None               None                None
                                    ------------------  ------------------  -----------------  ------------------  ----------------
4.  Effective Rent                  $5.29 - $9.25       $7.50 - $9.00       $10.00 - $12.00    $7.00 - $7.50       $7.50 - $13.25
                                    ------------------  ------------------  -----------------  ------------------  ----------------
5.  TI Allowance                    None                None                None               None                None
                                    ------------------  ------------------  -----------------  ------------------  ----------------
6.  Expense Stop                    None                None                None               None                None
                                    ------------------  ------------------  -----------------  ------------------  ----------------
7.  Length of Lease Term            3 - 5 years (shop)  3 - 5 years (shop)  3 -5 years (shop)  3 - 5 years (shop)   3-5 years (shop)
                                    ------------------  ------------------  -----------------  ------------------  ----------------
8.  Commissions                     5.00% to 7.00%      5.00% to 7.00%      5.00% to 7.00%     5.00% to 7.00%      5.00% - 7.00%
                                    ------------------  ------------------  -----------------  ------------------  ----------------
9.  Percentage Rent
     (per lease terms)              Winn-Dixie, Revco   Piggly Wiggly       Piggly Wiggly      Food Lion, Revco    Wal-Mart, Bi-Lo
                                    ------------------  ------------------  -----------------  ------------------  ----------------
10. Historical Annual
         Absorption/sq.ft.          N/A                 N/A                 N/A                N/A                 N/A
                                    ------------------  ------------------  -----------------  ------------------  ----------------
11. Annual Operating Expense
        psf (Including taxes)       N/A                 N/A                 N/A                N/A                 N/A
                                    ------------------  ------------------  -----------------  ------------------  ----------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior) N/A                 similar             superior           similar             similar
                                    ------------------  ------------------  -----------------  ------------------  ----------------

D. EXPLAIN RANKING/COMMENTS:

All of these shopping centers have been ranked as similar to subject property, with exception of Comparable No. 2. The reason for this is because this is a newer center and the rental rates for the shops are higher than subject and in these other centers. These comparables are located in subject neighborhood.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1

                               [GRAPHIC OMITTED]


Name:                                    Caroline Square Shopping Center
Location:                                NEC Platt Springs Road and Emanuel
Church Road                              West Columbia, South Carolina
Year Built:                              1985
Total Size:                              40,155 SF
Vacant Space:                                 0 SF
Vacancy Rate:                                 0%
Rental Range:                            $7.50 to $9.00
Tenant Expenses:                         Pass throughs for real estate taxes,
                                         hazard insurance and CAM for some
                                         tenants, reimbursement of increases in
                                         expenses over base year for others.

Remarks:

Piggly Wiggly is the anchor tenant. The lease with Rite-Aid expired and Dollar General moved in within a couple of months. Other tenants include Trio's Salon, Starlite Video, Golden Wok, Subsand Pizza, Coin Laundry, Alternate Tanning, and Becknell Dry Cleaners.

Comparable Rental No. 2

                               [GRAPHIC OMITTED]


Name:                                    Mills Corner Shopping Center
Location:                                NEC Augusta Road and Oak Drive
                                         West Columbia, South Carolina
Year Built:                              1995
Total Size:                              42,845 SF
Vacant Space:                             1,200 SF
Vacancy Rate:                                 2.8%
Rental Range:                            $10.00 to $12.00
Average Rent:                            $10.35
Tenant Expenses:                         Pass throughs for real estate taxes,
                                         hazard insurance and CAM.

Remarks:

This is a strip center that was completed in 1995. McDonalds and Moovies occupy outlots. One small space is vacant, and this center is still in lease-up. A NationsBank kiosk is located on site. Anchor tenant is Piggly Wiggly, and locals include Subway, Cost Cutters, Burnette's Cleaners, and ABC store, The Grove Bistro, and Imperial China Restaurant.

Comparable Rental No. 3

                               [GRAPHIC OMITTED]


Name:                                    Three Fountains
Location:                                3979 Platt Springs Road
                                         West Columbia, South Carolina
Year Built:                              1986
Total Size:                              41,450 SF
Vacant Space:                             2,000 SF
Vacancy Rate:                                4.83%
Rental Range:                            $7.00 - $7.50 PSF
Tenant Expenses:                         Triple Net

Remarks:

This is a neighborhood shopping center. The Food Lion store was expanded to 29,000 square feet in 1996.

Comparable Rental No. 4

                               [GRAPHIC OMITTED]

Name:                                    West Side Plaza
Location:                                SEC August Road and Dreher  Road
                                         West Columbia, SC
Year Built:                              1988
Total Size:                              222,703 SF
Vacant Space:                                  0 SF
Vacancy Rate:                                  0 %
Local Rent Range:                        $7.50 - $13.25
Tenant Expenses:                         Triple Net

Remarks:

This is a community shopping center. Major tenants are Wal-mart, Bi-Lo and Sears. The occupancy rate has always been high and the store appear to be doing well as the customers are attracted to this center.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                              SUBJECT           COMPARABLE 1              COMPARABLE 2
                                              -------           ------------              ------------
1.   Identification
     a.  Name                        Woodberry Plaza            St. Andrews Crossing      Eastgate Shop. Center

                                     -------------------------  ------------------------  -------------------------
     b.  Street Address                                                                   NWC Whiskey Rd. &
                                     3234 Augusta Road          817 St. Andrews Road      Eastgate Dr.
                                     -------------------------  ------------------------  -------------------------
     c.  City                        West Columbia, SC          Columbia, SC              Aiken, SC
                                     -------------------------  ------------------------  -------------------------
     d.  Distance from Subject       N/A                        8 miles                   56 miles
                                     -------------------------  ------------------------  -------------------------
2.  Attributes
     a.  Year Built                  1976 (Reh. 1994)           1994                      1995
                                     -------------------------  ------------------------  -------------------------
     b.  Net sq. feet                82,930                     66,910 SF                 75,716 SF
                                     -------------------------  ------------------------  -------------------------
     c. # Buildings                  1                          1                         1
                                     -------------------------  ------------------------  -------------------------
     d. # of Stories                 1                          1                         1
                                     -------------------------  ------------------------  -------------------------
     e. Vacancy %                    0%                         0%                        5.00%
                                     -------------------------  ------------------------  -------------------------
3.  Sales Information
     a.  Sales Price                 N/A                        $6,550,000                $6,675,000
                                     -------------------------  ------------------------  -------------------------
     b.  Sales Price PSF             N/A                        $97.89                    $88.16
                                     -------------------------  ------------------------  -------------------------
     c.  Cap. Rate                   N/A                        9.69%                     9.86%
                                     -------------------------  ------------------------  -------------------------
     d.  Date                        N/A                        05-25-94                  09-28-95
                                     -------------------------  ------------------------  -------------------------
     e.  NOI at time of Sale         N/A                        $634,797                  $657,896
                                     -------------------------  ------------------------  -------------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)   N/A                        superior                  similar
                                     -------------------------  ------------------------  -------------------------

                                       COMPARABLE 3           COMPARABLE 4
                                       ------------           ------------
1.   Identification
     a.  Name                          One Norman             Paw Creek Commons
                                       Center
                                       ---------------------  -------------------------
     b.  Street Address                19706 One Norman       E/S Little Rock Rd. at
                                       Blvd.                  Freedom Dr.
                                       ---------------------  -------------------------
     c.  City                          Cornelius, NC          Charlotte, NC
                                       ---------------------  -------------------------
     d.  Distance from Subject         100 miles              92 miles
                                       ---------------------  -------------------------
2.  Attributes
     a.  Year Built                    1993                   1996
                                       ---------------------  -------------------------
     b.  Net sq. feet                  54,185 SF              66,050
                                       ---------------------  -------------------------
     c. # Buildings                    1                      1
                                       ---------------------  -------------------------
     d. # of Stories                   1                      1
                                       ---------------------  -------------------------
     e. Vacancy %                      0%                     2.73%
                                       ---------------------  -------------------------
3.  Sales Information
     a.  Sales Price                   $4,650,000             $5,384,000
                                       ---------------------  -------------------------
     b.  Sales Price PSF               $85.82                 $77.52
                                       ---------------------  -------------------------
     c.  Cap. Rate                     9.68%                  9.61%
                                       ---------------------  -------------------------
     d.  Date                          10-12-95               03-25-97
                                       ---------------------  -------------------------
     e.  NOI at time of Sale           $450,188               $517,412
                                       ---------------------  -------------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)     similar                superior
                                       ---------------------  -------------------------

Explain Ranking/Comments:

Comparables No. 1 and 4 have been rated as superior as the location is superior and the rentals for the shops are higher. Comparables No. 2 and 3 are similar to subject.

Comparable Sale No. 1

                               [GRAPHIC OMITTED]

TMS:                        6012 -1 -1
Name:                       St. Andrews Crossing
Location:                   817 St. Andrews Road, Columbia, SC
Grantor:                    Hayley-Redd, L.P.
Grantee:                    F.A.C. Properties
Deed Reference:             Book 1199, Page 331
Date:                       May 25, 1994
Sales Price:                $6,550,000
Adjusted Sales Price:       $6,550,000
Size building               66,910
Sales Price per S.F.:       $97.89
Size Land (Acres):          8.08
Size Land (S.F.):           351,965
Year Built:                 1994
Land/Building Ratio:        5.26 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $686,905
EGIM:                       9.54
Net Operating Income:       $634,797
Overall Rate:               9.69%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2

                               [GRAPHIC OMITTED]

TMS:
Name:                       Eastgate Shopping Center
Location:                   Northwest Corner of Whiskey Road & Eastgate Drive
                            Aiken, SC
Grantor:                    Southwest U.S. Retail, LP
Grantee:                    PDG Aiken Partners, LP
Deed Reference:             N/A
Date:                       September 28, 1995
Sales Price:                $6,675,000
Adjusted Sales Price:       $6,675,000
Size building:              75,716
Sales Price per S.F.:       $88.16
Size Land (Acres):          8.79
Size Land (S.F.):           382,892
Year Built:                 1995
Land/Building Ratio:        5.06 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $782,704
Effective Gross Income:     $782,704
EGIM:                       8.53
Net Operating Income:       $657,896
Overall Rate:               9.86%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3

                               [GRAPHIC OMITTED]

Name:                       One Norman Center
Location:                   19706 One Norman Boulevard
                            Cornelius, Mecklenburg County, NC
Grantor:                    One Norman Center, LP
Grantee:                    Lucky Realty
Deed Reference:             Book 8325, Page 721
Date:                       October 12, 1995
Sales Price:                $4,650,000
Adjusted Sales Price:       $4,650,000
Size building:              54,185
Sales Price per S.F.:       $85.82
Size Land (Acres):          5.69
Size Land (S.F.):           247,856
Year Built:                 1993
Land/Building Ratio:        4.57 to 1
Utilities:                  All Public
Zoning:                     CUB-2
Financing:                  Cash to Seller
Gross Potential Income:     $474,591 - $8.76/SF
Effective Gross Income:     $474,591 - $8.76/SF
Gross Income Multiple:      9.80
EGIM:                       9.80
Net Operating Income:       $450,188 - $8.31/SF
Overall Rate:               9.68%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis. Comparable Sale No. 4

Comparable Sale No. 4

                               [GRAPHIC OMITTED]

TMS:                        59-231-22,23 pt.
Name:                       Paw Creek Commons
Location:                   East side of Little Rock Road at Freedom Drive
Grantor:                    Paw Creek, LLC
Grantee:                    Paw Creek Crossing Limited Partnership
Deed Reference:             Book 8988, Page 519
Date:                       March 25, 1997
Sales Price:                $5,120,000
Adjusted Sales Price:       $5,384,000
Size building:              66,050
Sales Price per S.F.:       $77.52
Size Land (Acres):          9.82
Size Land (S.F.):           427,759
Year Built:                 1996
Land/Building Ratio:        6.48 to 1
Utilities:                  Municipal
Zoning:                     CC, Commercial Center
Financing:                  Cash to Seller
Gross Potential Income:     $568,840
Effective Gross Income:     $552,054
Gross Income Multiple:      9.00
EGIM:                       9.27
Net Operating Income:       $517,412
Overall Rate:               9.61%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                                [GRAPHIC OMITTED]

                               Comparable Rentals

                                [GRAPHIC OMITTED]

                               Improved Sales Map

                                [GRAPHIC OMITTED]

                                   Site Plan

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  WOODBERRY PLAZA
           3234 AUGUSTA ROAD
           WEST COLUMBIA, SC 29169-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
     Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price
     Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                    LEASE TERM                            RENT INFORMATION
                                                                                          per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc    From        To   MTM       SF/YR        Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
WOODBERRY LAUNDRY
W.P. BLACK                        643-  10   1,350       08/01/96  07/31/99              6.25     08/01/93      8,437.56
                                                                                         6.50     08/01/96      8,775.00
-------------------------------------------------------------------------------------------------------------------------
RIGHT LOOK, THE
BARBARA C. & WILLIAM H. PETER     643-  20   1,500       05/01/96  04/30/01              0.00                       0.00
                                                                                         0.00                       0.00
                                                                                         9.25     08/01/93     13,875.00
                                                                                         9.75     05/01/99     14,625.00
-------------------------------------------------------------------------------------------------------------------------
CLYDE'S SPIRITS
B. CLYDE, JR. & MARY JANE BYR     643-  30   3,000       02/01/95  01/31/00              7.00     02/01/95     21,000.00
                                                                                         0.00                       0.00
                                                                                         7.50     02/01/96     22,500.00
                                                                                         8.00     02/01/97     24,000.00
                                                                                         8.50     02/01/98     25,500.00
                                                                                         9.25     02/01/99     27,750.00
-------------------------------------------------------------------------------------------------------------------------
BIG LOTS #1010
CONSOLIDATED STORES CORPORATI     643-  40  18,280       05/01/95  01/31/00              3.35     05/01/95     61,237.92
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
-------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR STORES
FAMILY DOLLAR STORES              643-  45   7,000       06/29/94  12/31/03              5.29     07/01/94     37,000.08


-----------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION               REIMBURSEMENTS                         RENEWAL OPTIONS              PERCENT RENT
                                 Tax     Base    Ins    Base     CAM   Base                       per        Pcnt of   Amount  Nat
Tenant Name                     Recov    Year   Recov   Year    Recov  Year    Begin       End   SF/YR  Typ              Over  Brk
-----------------------------------------------------------------------------------------------------------------------------------
WOODBERRY LAUNDRY
W.P. BLACK                     Full      0      Full       0   Full       0                       0.00       0.00          0
                                                                                                  0.00       0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
RIGHT LOOK, THE
BARBARA C. & WILLIAM H. PETER  Full      0      Full       0   Full       0   05/01/01  04/30/04  0.00       5.00          0   Y
                                                                                                  0.00       5.00          0   Y
                                                                                                  0.00       5.00    277,500   Y
                                                                                                  0.00       5.00    292,500   Y
-----------------------------------------------------------------------------------------------------------------------------------
CLYDE' SPIRITS
B. CLYDE, JR. & MARY JANE BYR  Full      0      Full       0   Full       0   02/01/00  01/31/05  0.00       3.00    600,000
                                                                                                  0.00       3.00          0
                                                                                                  0.00       3.00          0
                                                                                                  0.00       3.00          0
                                                                                                  0.00       3.00          0
                                                                                                  0.00       3.00          0
-----------------------------------------------------------------------------------------------------------------------------------
BIG LOTS #1010
CONSOLIDATED STORES CORPORATI  Full      0      Full       0   Full       0   02/01/00  01/31/05  3.85       2.50  2,449,500   Y
                                                                              02/01/05  01/31/10  4.35       2.50          0   Y
                                                                                                  0.00       2.50          0   Y
-----------------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR STORES
FAMILY DOLLAR STORES            PRS   1994       PRS    1994    PRS    1994   01/01/04  12/31/08  6.39       3.00    800,000

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  WOODBERRY PLAZA
           3234 AUGUSTA ROAD
           WEST COLUMBIA, SC 29169-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
     Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price
     Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                        LEASE TERM                       RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                        Unit    #  Sq Feet  Misc     From         To    MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR STORES
FAMILY DOLLAR STORES              643-    45    7,000       06/29/94   12/31/03            0.00                    0.00
                                                                                           0.00                    0.00
                                                                                           0.00                    0.00
                                                                                           0.00                    0.00
                                                                                           5.81   01/01/99    40,700.04
------------------------------------------------------------------------------------------------------------------------
REVCO #824
REVCO DISCOUNT DRUG CENTERS I     643-    50    7,800       03/01/77   02/28/02            0.00                    0.00
                                                                                           5.10   03/01/92    39,780.00
                                                                                           0.00                    0.00
                                                                                           6.00   03/01/94    46,800.00
------------------------------------------------------------------------------------------------------------------------
WINN-DIXIE #1233
WINN DIXIE OF GREENVILLE, INC     643-    60   44,000       02/03/94   02/02/14            6.50   03/01/94   285,999.96
                                                                                           0.00                    0.00
                                                                                           0.00                    0.00
                                                                                           0.00                    0.00
                                                                                           0.00                    0.00
                                                                                           0.00                    0.00
------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION                REIMBURSEMENTS                      RENEWAL OPTIONS               PERCENT RENT
                                    Tax   Base    Ins    Base   CAM   Base                       per       Pcnt of    Amount  Nat
Tenant Name                        Recov  Year   Recov   Year  Recov  Year    Begin       End   SF/YR  Typ            Over    Brk
----------------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR STORES
FAMILY DOLLAR STORES               PRS   1994   PRS    1994    PRS    1994  01/01/09  12/31/13   7.03       3.00     875,000
                                                                            01/01/14  12/31/18   7.73       3.00     957,500
                                                                            01/01/19  12/31/23   8.51       3.00   1,148,075
                                                                                                 0.00       3.00   1,048,250
                                                                                                 0.00       3.00   1,257,882
----------------------------------------------------------------------------------------------------------------------------------
REVCO #824
REVCO DISCOUNT DRUG CENTERS I     Full      0  Full       0   Full       0  03/01/92  02/28/97   5.10       2.00           0    Y
                                                                            03/01/02  02/28/07   6.50       2.00   1,989,000    Y
                                                                            03/01/97  02/28/02   5.10       2.00           0    Y
                                                                                                 0.00       2.00   2,340,000    Y
----------------------------------------------------------------------------------------------------------------------------------
WINN-DIXIE #1233
WINN DIXIE OF GREENVILLE, INC     Full      0  Full       0   Full       0  02/03/14  02/02/19   0.00       1.00  28,600,000    Y
                                                                            02/03/19  02/02/24   0.00       1.00           0    Y
                                                                            02/03/24  02/02/29   0.00       1.00           0    Y
                                                                            02/03/29  02/02/34   0.00       1.00           0    Y
                                                                            02/03/34  02/02/39   0.00       1.00           0    Y
                                                                                                 0.00       1.00           0    Y
----------------------------------------------------------------------------------------------------------------------------------

                 Square Feet: Occupied..    82,930                                Current Annual Base Rent    477,687.96
                              Available.         0
                              Total.....    82,390

PHOTOGRAPHS OF SUBJECT PROPERTY

                                [GRAPHIC OMITTED]

Augusta Road - Looking West

                                [GRAPHIC OMITTED]

Augusta Road - Looking East

                                [GRAPHIC OMITTED]

Augusta Road - Looking North

                                [GRAPHIC OMITTED]

Augusta Road - Looking South

                                [GRAPHIC OMITTED]

Subject - Front View

                                [GRAPHIC OMITTED]

Subject - Front View

                                [GRAPHIC OMITTED]

Subject - Front View

                                [GRAPHIC OMITTED]

Subject - Rear View

                                [GRAPHIC OMITTED]

Subject - Rear View

                                [GRAPHIC OMITTED]

Subject - Side View

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                           BAY VILLAGE SHOPPING CENTER

                               2300 Church Street
                               (U.S. Highway 501)
                      Conway, Horry County, South Carolina






                                   Prepared by

                             O. Marshall Dodds, MAI

                       Date of Market Study - May 13, 1997

                   [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]


                                    May 13, 1997


Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re:  Market Study
     Bay Village Shopping Center
     2300 Church Street (U.S. Highway 501)
     Conway, Horry County, South Carolina


Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 13, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The subject property consists of a community shopping center that contains 133,480 square feet of leasable area. The center was constructed in 1988. The anchor tenants are Wal-Mart Stores, Big Lots, Goody's Family Clothing, and the property is currently 99.1% occupied. Wal-Mart Stores will be vacating the premises within the next few months as a new SuperStore is being built approximately two blocks west of subject on Church Street. Wal-Mart will occupy the SuperStore, but the original lease calls for Wal-Mart to continue paying rent until May 27, 2008. The rental rate for Wal-Mart is at $3.35 per square foot and it is thought that the store can be sub-let to another tenant at that rental rate or divide it into small stores.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary.

                                    Respectfully submitted,

                                    O. MARSHALL DODDS COMPANY, INC.

                                    /s/ O. Marshall Dodds
                                    ------------------------------
                                    O. Marshall Dodds, MAI
                                    State Certified General
                                    Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Conway and Horry County are located in the Northeast portion of the State of South Carolina. According to the 1990 census the population of Conway was 9,819 while the Conway Division had a population of 26,648. Horry County had a population of 144,053. Agriculture, industry and tourism provide for a strong economy in the area. The chief agricultural product is tobacco and Conway is the site of three markets. Produce and grain make up the remainder of the farming products. Major industries include electronics, apparel, draperies, metal work, machinery, furniture and forestry products. The City of Conway is located approximately 15 miles west of the downtown area of Myrtle Beach. These two cities are connected by a four-lane asphalt paved thoroughfare which is U.S. Highway #501. Development has occurred and these two cities are growing towards one another. The tourism at Myrtle Beach is a high profile attraction and contributes to the economy. The City of Conway and Horry County have a stable and diversified economic base and the area has experienced growth in recent years.

The unemployment rate for Horry County as of March, 1997 was 5.5 percent while the statewide rate was 5.5 percent.

Neighborhood and Site

The subject neighborhood is located in the northwest section of the City of Conway. A major traffic artery running through the neighborhood is Church Street or U.S. Highway #501. Several shopping centers are located in subject neighborhood. This would include the new Wal-Mart SuperStore Shopping Center that is under construction at this time. There will be approximately ten small shops that will be constructed in addition to the SuperStore. The Coastal Mall has been renovated and expanded in 1995. The tenants include K-Mart Stores, Winn-Dixie, Eckerds, Peebles Department Stores and others. There are a number of outlots that are located around the Coastal Mall that have been improved with fast food restaurants, TBA stores, branch banks, and others. The Conway High School is located on Church Street across from subject property. Pepsi-Cola Bottling Company has a bottling plant located on Church Street at Fox Point Road which is across the street from subject property. There are a number of single family residential subdivisions located throughout the neighborhood as well as several multi-family properties.

The Wilson Supermarket is not included in subject property as this parcel was sold to Wilson to build the building. There are cross-easements between Wilson and the shopping center.

Physical features are as follows:

1.    Size                          22.28 acres or 970,604 SF
2.    Identity                      2300 Church Street
                                    TMS# 122-000-04-045, 046
3.    Shape                         Irregular
4.    Topography                    Generally level and on street grade with
                                    Church Street
5.    Accessability                 Good
6.    Utilities                     Municipal

Physical Description

Building features are as follows:

1.    Size (net)                    133,480 SF
2.    Layout & Design               One story - discount store - department
                                    store - variety store - fifteen shops
3.    Parking Spaces                950
                                    7.12 spaces per 1,000 square feet of net
                                    area
4.    Construction                  Brick and glass front with concrete block on
                                    side and rear and metal seam roof.

Market Position and Marketability Conclusions

The subject property is located in the northwest section of the City of Conway. Commercial developments have occurred in this immediate neighborhood over the past 20 years. Recently, the Coastal Mall was renovated and expanded with a new K-Mart Store being constructed as well as a new Winn-Dixie Store. A Wal-Mart SuperStore is under construction approximately 1/2 mile west of subject property. There will be approximately ten small shops along with this SuperStore. Upon completion of the SuperStore, Wal-Mart Stores will vacate the store and subject property, but will continue paying rent until May 27, 2008. The market is healthy in subject neighborhood and tenants could be found to occupy the Wal-Mart Store, especially with the rental rate being $3.35 per square foot. The size of the Coastal Mall is 215,000 square feet with the rental rates ranging from $9.00 to $12.00 per square foot for the shops. The Waccamaw Square is an older center and the Bi-Lo Store is vacant at this time. The other stores are rented with the rents ranging from $2.50 to $6.00 per square foot. The Conway Plaza is located adjacent to the Waccamaw Plaza. Food Lion has vacated the store, but is continuing to pay rent. The shops are being rented from $6.00 to $8.00 per square foot. Comparable No. 4 is Waterway Plaza located in Little River. This is a neighborhood shopping center with Food Lion and Revco as major tenants. This center is 100.0% occupied.

The subject property has fifteen shops and the rental rates range from $7.25 to $16.88 per square foot. It is possible that some of these tenants such as Dollar Tree, Friedman's Jewelers, Pic 'n Pay Shoes, Catos will relocate to the new Wal-Mart SuperStore Center. However, with the rental rates being in the range of the comparables, it is thought that tenants can be secured for subject property. The highest rental rate is with Friedman's Jewelers which is at $16.88 per square foot. The second highest rental rate is $13.25 per square foot for Hair Unlimited.

The rental rate for the Wal-Mart Store is at $3.35 per square foot while the rental rate with Big Lots is at $4.33 per square foot and the Goody's Store is renting for $4.50 per square foot. There is a Wilson's Supermarket located within the center, but the supermarket owns the land and constructed the building. Cross easements are available between the shopping center and Wilson's Food Market.

Trends:

The subject property is located in the northwest area of Conway. Development of commercial properties began in this area approximately 30 years ago with the Coastal Mall. Since that time, there have been other commercial developments such as the new Wal-Mart SuperStore that is under construction at this time, subject property that was constructed in 1988 and the expansion and renovation of the Coastal Mall in 1994. The area is most desirable and the demand is high. All trends are favorable and it is thought that these trends will continue to be favorable in the future and that the stability will be maintained.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
I.    COMPARABLE PROPERTIES
A.    PROPERTY DESCRIPTION

                                              SUBJECT                 COMPARABLE 1                    COMPARABLE 2
                                              -------                 ------------                    ------------
1.  Identification
    a.  Name                         Bay Village                      Coastal Mall                    Waccamaw Square
                                     --------------------------       -------------------------       -----------------------
    b.  Street                       2300 Church Street               Church St. at 16th Ave.         W/S Church St.
                                     --------------------------       -------------------------       -----------------------
    c.  City                         Conway, SC                       Conway, SC                      Conway, SC
                                     --------------------------       -------------------------       -----------------------
    d.  Distance from subject        N/A                              1/2 mile                        1/3 mile
                                     --------------------------       -------------------------       -----------------------
    e.  Contact                      Edens & Avant, Inc.              Baker & Baker                   Gator Investments
                                     --------------------------       -------------------------       -----------------------
    f.  Phone                        803-779-4420                     803-254-8987                    305-949-9049
                                     --------------------------       -------------------------       -----------------------
2.  Attributes
    a.  Year built                   1988                             1994                            1976
                                     --------------------------       -------------------------       -----------------------
    b.  Net sq. Ft.                  133,480                          215,000                         87,039
                                     --------------------------       -------------------------       -----------------------
    c. # building                    1                                1                               1
                                     --------------------------       -------------------------       -----------------------
    d. #stories                      1                                1                               1
                                     --------------------------       -------------------------       -----------------------
    e. Avg. Floor plate size
         (SF), if office             N/A                              N/A                             N/A
                                     --------------------------       -------------------------       -----------------------
    f. # elevators                   N/A                              N/A                             N/A
                                     --------------------------       -------------------------       -----------------------
    g. Parking                       Adequate                         Adequate                        Adequate
                                     --------------------------       -------------------------       -----------------------
    h. Construction Type             Brick/Concrete Block             Brick/Concrete Block            Brick/Concrete Block
                                     --------------------------       -------------------------       -----------------------
    I.  Vacancy %                    .90%                             0%                              25.85%
                                     --------------------------       -------------------------       -----------------------
    j.  Anchors, if Retail           Wal-Mart, Goody's, Big           K-Mart, Winn-Dixie,
                                     Lots                             Eckerds, Peebles                Revco, Dollar General
                                     --------------------------       -------------------------       -----------------------


                                           COMPARABLE 3                       COMPARABLE 4
                                           ------------                       ------------
1.  Identification
    a.  Name                               Conway Plaza                  Waterway Plaza
                                           ------------------------      -----------------------
    b.  Street                             W/S Church St.                SC Hwy. #9
                                           ------------------------      -----------------------
    c.  City                               Conway, SC                    Little River, SC
                                           ------------------------      -----------------------
    d.  Distance from subject              1/3 mile                      22 miles
                                           ------------------------      -----------------------
    e.  Contact                            CBL & Associates              Edens & Avant, Inc.
                                           ------------------------      -----------------------
    f.  Phone                              423-855-0001                  803-779-4420
                                           ------------------------      -----------------------
2.  Attributes
    a.  Year built                         1985                          1991
                                           ------------------------      -----------------------
    b.  Net sq. Ft.                        33,000                        49,750
                                           ------------------------      -----------------------
    c. # building                          1                             1
                                           ------------------------      -----------------------
    d. #stories                            1                             1
                                           ------------------------      -----------------------
    e. Avg. Floor plate size
         (SF), if office                   N/A                           N/A
                                           ------------------------      -----------------------
    f. # elevators                         N/A                           N/A
                                           ------------------------      -----------------------
    g. Parking                             Adequate                      Adequate
                                           ------------------------      -----------------------
    h. Construction Type                   Brick/Concrete Block          Brick/Concrete Block
                                           ------------------------      -----------------------
    I.  Vacancy %                          3.64%                         0%
                                           ------------------------      -----------------------
    j.  Anchors, if Retail
                                           Food Lion                     Food Lion, Revco
                                           ------------------------      -----------------------

Comments:

Comparables No. 1, 2 and 3 are located in the immediate neighborhood of subject, while Comparable No. 4 is located in Little River approximately 22 miles away. These comparables were constructed at different times and the size of these comparables vary. The Bi-Lo Store in Comparable No. 2 is vacant and the K-Mart Store that is located on the adjacent property is also vacant. The Food Lion store in Comparable No. 3 is vacant as Food Lion has vacated the premises, but continues to pay rent. Comparable No. 1 is the Coastal Mall which has been expanded and renovated.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.    RENTAL INFORMATION

                                                  SUBJECT               COMPARABLE 1                  COMPARABLE 2
                                                  -------               ------------                  ------------
1.  Asking Rental Rate
     a.  Anchor Space                    $3.35 - $4.50                  N/A                           N/A
                                         -------------------------      ------------------------      -----------------------
     b.  Shop Space                      $7.25 - $13.25                 $9.00 - $12.00                $2.50 - $6.00
                                         -------------------------      ------------------------      -----------------------
2.  Lease Type (Gross/Net)               Triple Net                     Triple Net                    Triple Net
                                         -------------------------      ------------------------      -----------------------
3.  Rent Concessions                     None                           None                          None
                                         -------------------------      ------------------------      -----------------------
4.  Effective Rent                       $7.25 - $13.25                 $9.00 - $12.00                $2.50 - $6.00
                                         -------------------------      ------------------------      -----------------------
5.  TI Allowance                         None                           None                          None
                                         -------------------------      ------------------------      -----------------------
6.  Expense Stop                         None                           None                          None
                                         -------------------------      ------------------------      -----------------------
7.  Length of Lease Term                 3 - 5 years (shop)             3 -5 years (shop)             3 - 5 years (shop)
                                         -------------------------      ------------------------      -----------------------
8.  Commissions                          5.00% to 7.00%                 5.00% to 7.00%                5.00% to 7.00%
                                         -------------------------      ------------------------      -----------------------
9.  Percentage Rent                                                     K-Mart, Winn-Dixie,
     (per lease terms)                   Wal-Mart, Goody's              Eckerds, Pebbles              Revco
                                         -------------------------      ------------------------      -----------------------
10. Historical Annual
         Absorption/sq.ft.               N/A                            N/A                           N/A
                                         -------------------------      ------------------------      -----------------------
11. Annual Operating Expense
        psf (Including taxes)            N/A                            N/A                           N/A
                                         -------------------------      ------------------------      -----------------------

C.    RANK RELATIVE TO SUBJECT
       (inferior, similar, superior)     N/A                            superior                      inferior
                                         -------------------------      ------------------------      -----------------------


                                              COMPARABLE 3                     COMPARABLE 4
                                              ------------                     ------------
1.  Asking Rental Rate
     a.  Anchor Space                         N/A                        $6.75 - $7.50
                                              ---------------------      -------------------------
     b.  Shop Space                           $6.00 - $8.00              $8.00 - $9.50
                                              ---------------------      -------------------------
2.  Lease Type (Gross/Net)                    Triple Net                 Triple Net
                                              ---------------------      -------------------------
3.  Rent Concessions                          None                       None
                                              ---------------------      -------------------------
4.  Effective Rent                            $6.00 - $8.00              $8.00 - $9.50
                                              ---------------------      -------------------------
5.  TI Allowance                              None                       None
                                              ---------------------      -------------------------
6.  Expense Stop                              None                       None
                                              ---------------------      -------------------------
7.  Length of Lease Term                      3-5 years (shop)           3-5 years (shop)
                                              ---------------------      -------------------------
8.  Commissions                               5.00% - 7.00%              5.00% - 7.00%
                                              ---------------------      -------------------------
9.  Percentage Rent
     (per lease terms)                        Food Lion                  Food Lion, Revco
                                              ---------------------      -------------------------
10. Historical Annual
         Absorption/sq.ft.                    N/A                        N/A
                                              ---------------------      -------------------------
11. Annual Operating Expense
        psf (Including taxes)                 N/A                        N/A
                                              ---------------------      -------------------------

C.    RANK RELATIVE TO SUBJECT
       (inferior, similar, superior)          inferior                   similar
                                              ---------------------      -------------------------

D.    EXPLAIN RANKING/COMMENTS:

Comparable No. 1 has been rated as superior since this center has been renovated and expanded. Long term leases have been secured from K-Mart and Winn-Dixie. Comparables No. 2 and No. 3 are inferior as the Food Store is vacant. It is thought that Comparable No. 4 is similar even though it is a smaller center.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1


                               [GRAPHIC OMITTED]


Name:                         Coastal Mall
Location:                     Church Street at 16th Avenue
                              Conway, SC
Year Built:                   1969 - Reh. 1994
Total Size:                   215,000 SF
Vacant Space:                       0 SF
Vacancy Rate:                       0%
Rental Range:                 $9.00 - $12.00 per square foot
Tenant Expenses:              Triple Net

Remarks:

This mall was renovated in 1994. There is a new K-Mart SuperStore and a new Winn-Dixie Store. Peebles Department Store and Eckerds remain in the mall.

Comparable Rental No. 2


                               [GRAPHIC OMITTED]


Name:                         Waccamaw Square
Location:                     W/S Church Street
                              Conway, SC
Year Built:                   1976
Total Size:                   87,039 SF
Vacant Space:                 22,500 SF
Vacancy Rate:                  25.85%
Rental Range:                 $2.50 - $6.00 per square foot
Tenant Expenses:              Triple Net

Remarks:

This is an older center and Bi-Lo have vacated the premises. The other stores are Dollar General, Ace TV Rentals, Revco. The former K-Mart that is next door is vacant.

Comparable Rental No. 3


                               [GRAPHIC OMITTED]


Name:                         Conway Plaza
Location:                     W/S Church Street
                              Conway, SC
Year Built:                   1985
Total Size:                   33,000 SF
Vacant Space:                  2,400 SF
Vacancy Rate:                   3.64%
Rental Range:                 $6.00 - $8.00 per square foot
Tenant Expenses:              Triple Net

Remarks:

The Food Lion Store is vacant, but continues to pay rent. There are two small shops that are vacant.

Comparable No. 4


                               [GRAPHIC OMITTED]


Name:                         Waterway Plaza
Location:                     SC Highway #9
                              Little River, SC
Year Built:                   1991
Total Size:                   49,750 SF
Vacant Space:                      0 SF
Vacancy Rate:                      0%
Rental Range:                 $8.00 - $9.50 per square foot for the shops
Tenant Expenses:              Triple Net

Remarks:

The major tenants are Food Lion and Revco. There is excess land for expansion. The shop leases will expire in the next 1 to 2 years. The rental rates will probably increase.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.   SALES COMPARABLE

                                              SUBJECT                COMPARABLE 1                  COMPARABLE 2
                                              -------                ------------                  ------------
1.   Identification
     a.  Name                        Bay Village                     Triangle Village              Barnwell Plaza
                                     -------------------------       ------------------------      ------------------------
     b.  Street Address              2300 Church Street
                                                                     912-934 N. Lake Dr.           1019 Dunbarton Blvd.
                                     -------------------------       ------------------------      ------------------------
     c.  City                        Conway, SC                      Lexington, SC                 Barnwell, SC
                                     -------------------------       ------------------------      ------------------------
     d.  Distance from Subject       N/A                             60 miles                      60 miles
                                     -------------------------       ------------------------      ------------------------
2.  Attributes
     a.  Year Built                  1988                            1985                          1985
                                     -------------------------       ------------------------      ------------------------
     b.  Net sq. feet                133,480                         115,754 SF                    70,725 SF
                                     -------------------------       ------------------------      ------------------------
     c. # Buildings                  1                               1                             1
                                     -------------------------       ------------------------      ------------------------
     d. # of Stories                 1                               1                             1
                                     -------------------------       ------------------------      ------------------------
     e. Vacancy %                    .90%                            3.24%                         9.00%
                                     -------------------------       ------------------------      ------------------------
3.  Sales Information
     a.  Sales Price                 N/A                             $4,489,380                    $2,860,620
                                     -------------------------       ------------------------      ------------------------
     b.  Sales Price PSF             N/A                             $38.78                        $40.45
                                     -------------------------       ------------------------      ------------------------
     c.   Date                       N/A                             01-31-95                      01-31-95
                                     -------------------------       ------------------------      ------------------------
     d.  NOI at time of Sale         N/A                             $480,919                      $330,327
                                     -------------------------       ------------------------      ------------------------
     e.  Cap. Rate                   N/A                             10.71%                        11.55%
                                     -------------------------       ------------------------      ------------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)   N/A                             similar                       similar
                                     -------------------------       ------------------------      ------------------------


                                           COMPARABLE 3                 COMPARABLE 4
                                           ------------                 ------------
1.   Identification
     a.  Name                              Hampton Plaza                Cumberland Place
                                           -----------------------      ------------------------
     b.  Street Address                    2864 Wilma Rudolph           209 New Smithville
                                           Blvd.                        Hwy.
                                           -----------------------      ------------------------
     c.  City                              Clarksville, TN              McMinnville, TN
                                           -----------------------      ------------------------
     d.  Distance from Subject             510 miles                    400 miles
                                           -----------------------      ------------------------
2.  Attributes
     a.  Year Built                        1988                         1988
                                           -----------------------      ------------------------
     b.  Net sq. feet                      189,302 SF                   143,951
                                           -----------------------      ------------------------
     c. # Buildings                        1                            1
                                           -----------------------      ------------------------
     d. # of Stories                       1                            1
                                           -----------------------      ------------------------
     e. Vacancy %                          0%                           8.92%
                                           -----------------------      ------------------------
3.  Sales Information
     a.  Sales Price                       $6,150,000                   $5,225,000
                                           -----------------------      ------------------------
     b.  Sales Price PSF                   $32.49                       $36.60
                                           -----------------------      ------------------------
     c.   Date                             12-26-95                     12-26-95
                                           -----------------------      ------------------------
     d.  NOI at time of Sale               $753,627                     $693,726
                                           -----------------------      ------------------------
     e.  Cap. Rate                         12.25%                       13.28%
                                           -----------------------      ------------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)         similar                      similar
                                           -----------------------      ------------------------

Explain Ranking/Comments:

These comparables are similar to subject as Wal-Mart Stores were located in these centers and moved into new Wal-Mart SuperStores. Wal-Mart is continuing to pay the rent until the lease term expires in these centers, but in certain instances the Wal-Mart Store has been subdivided into smaller stores or leased and occupied by other tenants. It is thought subject is similar to these properties.

Comparable Sale No. 1


                               [GRAPHIC OMITTED]


TMS:
Name:                         Triangle Village
Location:                     U.S. 378 & North Lake Drive (SC#6)
                              Lexington, SC
Grantor:                      1994 N1 SC Associates
Grantee:                      Tri Centers, LP
Deed Reference:               Book 3260, Page 199
Date:                         January 31, 1995
Sales Price:                  $4,489,380
Adjusted Sales Price:         $4,489,380
Size building                 115,754
Sales Price per S.F.:         $38.78
Size Land (Acres):            12.51
Size Land (S.F.):             544,936
Year Built:                   1985
Land/Building Ratio:          4.71 to 1
Utilities:                    All Available
Zoning:                       Commercial
Financing:                    Cash to Seller
Gross Potential Income:       $607,469
Effective Gross Income:       $607,469
Gross Income Multiple:        7.39
EGIM:                         7.39
Net Operating Income:         $480,919
Overall Rate:                 10.71%
Verification:                 Public Records
Type of Purchaser:            Private Investor

Comments:

This center is anchored by Wal-Mart (65,904 SF) and Food Lion (25,000 SF) and there are 7 local shops totaling 24,850 SF (21.5 percent). At the time of sale, the center was 98.7 percent occupied with only 2,000 SF vacant. Wal-Mart has a base rent of $3.55 and the lease expires 11/05. Currently, Wal-Mart is paying about $0.50 per SF overage rent and Wal-Mart is expected to leave the center in the near future as no expansion room is available. The estimated cap rate excludes potential overage rent form Wal-Mart and only excludes income from the 2,000 SF vacant bay. Projected expenses include $0.10 per SF reserves. The center is masonry with brick front and metal mansard canopy roof and in average condition. No outparcels were included with this sale.

Comparable Sale No. 2


                               [GRAPHIC OMITTED]


TMS:
Name:                         Barnwell Plaza
Location:                     1019 Dunbarton Boulevard
                              Barnwell, SC
Grantor:                      1994 N1 SC Associates, LP
Grantee:                      Tri Centers, LP
Deed Reference:               Book 282, Page 137
Date:                         January 31, 1995
Sales Price:                  $2,860,620
Adjusted Sales Price:         $2,860,620
Size building                 70,725
Sales Price per S.F.:         $40.45
Size Land (Acres):            11.28
Size Land (S.F.):             491,357
Year Built:                   1985
Land/Building Ratio:          6.95 to 1
Utilities:                    All Available
Zoning:                       Commercial
Financing:                    Cash to Seller
Gross Potential Income:       $399,045
Effective Gross Income:       $399,045
Gross Income Multiple:        7.17
EGIM:                         7.17
Net Operating Income:         $330,327
Overall Rate:                 11.55%
Verification:                 Purchaser
Type of Purchaser:            Private Investor

Comments:

This is a good quality community shopping center located in the town of Barnwell in Barnwell County (pop. 20,000) in western South Carolina. Approximately 91% of the center was comprised of anchor space, including Wal-Mart (34,875 SF), Food Lion (21,000 SF) and Revco Drugs (8,450 SF). The income and expense data here is based on the center's actual performance at the time of sale, and include approximately $0.50 SF in overage rents from Wal-Mart and $0.10 SF in reserves.

Comparable Sale No. 3


                               [GRAPHIC OMITTED]


TMS:
Name:                         Hampton Plaza
Location:                     2864 Wilma Rudolph Boulevard
                              Clarksville, TN
Grantor:                      Aetna Life Insurance Company
Grantee:                      Hampton II, LP
Deed Reference:               Book 580, Page 1793
Date:                         December 26, 1995
Sales Price:                  $6,150,000
Adjusted Sales Price:         $6,150,000
Size building:                189,302
Sales Price per S.F.:         $32.49
Size Land (Acres):            23.24
Size Land (S.F.):             1,012,334
Year Built:                   1988
Land/Building Ratio:          5.35 to 1
Utilities:                    All Available
Zoning:                       C-3, Shopping Center District
Financing:                    Cash to Seller
Gross Potential Income:       $966,102
Effective Gross Income:       $937,119
Gross Income Multiple:        6.37
EGIM:                         6.56
Net Operating Income:         $753,627
Overall Rate:                 12.25%
Verification:                 Public Records
Type of Purchaser:            Private Investor

Comments:

This is a community shopping center with Wal-Mart as a major tenant prior to a new Wal-Mart Superstore being built on the same block. While Wal-Mart remains liable for the lease, the store is vacant. The remainder of the center is occupied.

Comparable Sale No. 4


                               [GRAPHIC OMITTED]


TMS:
Name:                         Cumberland Place
Location:                     209 New Smithville Highway
                              McMinnville, TN
Grantor:                      Aetna Life Insurance
Grantee:                      Cumberland II, LP
Deed Reference:               Book 287, Page 204
Date:                         December 26, 1995
Sales Price:                  $5,225,050
Adjusted Sales Price:         $5,225,050
Size building:                143,951
Sales Price per S.F.:         $36.30
Size Land (Acres):            19.64
Size Land (S.F.):             855,518
Year Built:                   1988
Land/Building Ratio:          5.94 to 1
Utilities:                    All Available
Zoning:                       C-3, Highway Commercial District
Financing:                    Cash to Seller
Gross Potential Income:       $902,918
Effective Gross Income:       $875,830
Gross Income Multiple:        5.79
EGIM:                         5.97
Net Operating Income:         $693,726
Overall Rate:                 13.28%
Verification:                 Public Records
Type of Purchaser:            Private Investor

Comments:

This is a community shopping center. Wal-Mart was the major tenant and remains liable for the lease for the remaining term. A new Wal-Mart Superstore was built one block west of this property.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                               Comparable Rentals

                                [GRAPHIC OMITTED]

                               Comparable Rentals

                                [GRAPHIC OMITTED]

                               Improved Sales Map

                                [GRAPHIC OMITTED]

                                   Site Plan

                                [GRAPHIC OMITTED]

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  BAY VILLAGE
           2300 CHURCH ST. (US HWY 501)
           CONWAY, SC 29526
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined
     CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                    RENT INFORMATION
                                                                                        per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From       To     MTM   SF/YR      Begin       Base Rent
------------------------------------------------------------------------------------------------------------------------------------
WILSON'S FOODS
BONEY WILSON & SONS, INC.       698- 10        0            05/15/87   05/14/37         0.00                        0.00
------------------------------------------------------------------------------------------------------------------------------------
BIG LOTS, LTD.
CONSOLIDATED STORES INTERNATI   698- 20   23,202            11/05/88   12/31/98         4.33       11/05/88    99,999.96
                                                                                        0.00                        0.00
------------------------------------------------------------------------------------------------------------------------------------
HAIR UNLIMITED
EDDIE A. & SUSAN W. ROGERS      698- 30    1,200            11/01/93   10/31/98        13.25       11/01/93    15,900.00
------------------------------------------------------------------------------------------------------------------------------------
ROBERT FLOYD & ASSOCIATES INC.
ROBERT FLOYD & ASSOCIATES INC.  698- 40    1,200            04/01/94   03/31/97        11.50       04/01/94    13,800.00
------------------------------------------------------------------------------------------------------------------------------------
GOODY'S FAMILY CLOTHING #31
GOODY'S FAMILY CLOTHING INC.    698- 50   15,000            09/01/92   08/31/93         4.50       01/01/96    67,500.00
------------------------------------------------------------------------------------------------------------------------------------
Available                       698- 60    1,200                                        0.00                        0.00
------------------------------------------------------------------------------------------------------------------------------------
SZECHUAN CHINESE RESTAURANT
JIAN G. ZHENG                   698- 70    1,200            06/01/96   05/31/06        10.00       06/01/96    12,000.00
                                                                                       11.25       06/01/98    13,500.00
                                                                                       12.50       06/01/01    15,000.00
                                                                                       14.25       06/01/03    17,100.00
------------------------------------------------------------------------------------------------------------------------------------
FRIEDMAN'S JEWELERS
MS JEWELERS LIMITED PARTNERSH   698- 80    1,500            11/01/93   10/31/96        11.25       01/01/96    16,875.00
                                                                                        0.00                        0.00
                                                                                        0.00                        0.00
------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION               REIMBURSEMENTS                    RENEWAL OPTIONS                   PERCENT RENT
                                 Tax   Base    Ins    Base    CAM    Base                            per       Pcnt of   Amount  Nat
Tenant Name                     Recov  Year   Recov   Year   Recov   Year   Begin       End         SF/YR  Typ            Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
WILSON'S FOODS
BONEY WILSON & SONS, INC.        Full   0     Full    0       Full    0    05/15/37      05/14/87   0.00       0.00            0
------------------------------------------------------------------------------------------------------------------------------------
BIG LOTS, LTD.
CONSOLIDATED STORES INTERNATI    Full   0     Full    0       Full    0    02/31/99      12/31/03   4.87       2.50    4,000,000
                                                                           01/31/08      12/31/08   5.41       2.50            0
------------------------------------------------------------------------------------------------------------------------------------
HAIR UNLIMITED
EDDIE A. & SUSAN W. ROGERS       Full   0     Full    0       Full    0                             0.00       5.00      318,000  Y
------------------------------------------------------------------------------------------------------------------------------------
ROBERT FLOYD & ASSOCIATES INC.
ROBERT FLOYD & ASSOCIATES INC.   Full   0     Full    0       Full    0                             0.00       0.00            0
------------------------------------------------------------------------------------------------------------------------------------
GOODY'S FAMILY CLOTHING #11
GOODY'S FAMILY CLOTHING INC.     Full   0     Full    0       Full    0                             0.00       0.00            0
------------------------------------------------------------------------------------------------------------------------------------
Available                        Full   0     Full    0       Full    0                             0.00       0.00            0
------------------------------------------------------------------------------------------------------------------------------------
SZECHUAN CHINESE RESTAURANT
JIAN G. ZHENG                    Full   0     Full    0       Full    0                             0.00       0.00            0
                                                                                                    0.00       0.00            0
                                                                                                    0.00       0.00            0
                                                                                                    0.00       0.00            0
------------------------------------------------------------------------------------------------------------------------------------
FRIEDMAN'S JEWELERS
MS JEWELERS LIMITED PARTNERSH    Full   0     Full    0       Full    0    11/01/96    10/31/99    12.50       3.00      750,000
                                                                           11/01/99    10/31/02    13.75       3.00      775,000
                                                                                                    0.00       3.00      875,000
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  BAY VILLAGE
           2300 CHURCH ST. (US HWY 501)
           CONWAY, SC 29526
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined
     CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                    RENT INFORMATION
                                                                                        per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From       To     MTM   SF/YR      Begin       Base Rent
------------------------------------------------------------------------------------------------------------------------------------
FRIEDMAN'S JEWELERS
MS JEWELERS LIMITED PARTNERSH   698-80     1,500            11/01/93   10/31/96        16.88       11/01/96    25,312.56
------------------------------------------------------------------------------------------------------------------------------------
CELLULAR PLUS
CELLULAR PLUS, A SOLE PROPRIE   698-90     1,600            11/01/96   10/31/99        10.00       11/01/96    15,996.00
------------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL CREDIT
COMMERCIAL CREDIT CORPORATION   698-100    1,600            03/10/94   03/09/97        10.00       01/01/96    15,999.96
------------------------------------------------------------------------------------------------------------------------------------
COLORTYME RENTAL
TRINITY LEASING                 698-110    2,000            05/01/96   04/30/99         9.84       01/01/96    19,680.00
                                                                                        0.00                        0.00
                                                                                        9.84       06/01/96    19,680.00
------------------------------------------------------------------------------------------------------------------------------------
RADIO SHACK #O11739
TANDY CORPORATION               698-120    2,500            09/19/90   09/30/00         9.00       01/01/96    22,500.00
                                                                                        0.00                        0.00
------------------------------------------------------------------------------------------------------------------------------------
DOLLAR TREE
ONLY ONE DOLLAR, INC.           698-125    3,500            03/01/97   02/28/00         9.00       01/01/96    31,500.00
                                                                                        0.00                        0.00
                                                                                        0.00                        0.00
                                                                                        0.00                        0.00
                                                                                        9.75       03/01/97    34,125.00
------------------------------------------------------------------------------------------------------------------------------------
MATTRESSES PLUS
JASON ENTERPRISES, INC.         698-130    3,000            01/01/97   12/31/01         8.50       01/01/97    25,500.00
                                                                                        0.00                        0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION               REIMBURSEMENTS                    RENEWAL OPTIONS                   PERCENT RENT
                                 Tax   Base    Ins    Base    CAM    Base                            per       Pcnt of   Amount  Nat
Tenant Name                     Recov  Year   Recov   Year   Recov   Year   Begin       End         SF/YR  Typ            Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
FRIEDMAN'S JEWELERS
MS JEWELERS LIMITED PARTNERSH    Full   0     Full    0       Full    0                             0.00       3.00            0
------------------------------------------------------------------------------------------------------------------------------------
CELLULAR PLUS
CELLULAR PLUS, A SOLE PROPRIE    Full   0     Full    0       Full    0                             0.00       0.00            0
------------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL CREDIT
COMMERCIAL CREDIT CORPORATION    Full   0     Full    0       Full    0                             0.00       0.00            0
------------------------------------------------------------------------------------------------------------------------------------
COLORTYME RENTAL
TRINITY LEASING                  Full   0     Full    0       Full    0    05/01/99    04/30/02    12.00       0.00            0
                                                                                                    0.00       0.00            0
                                                                                                    0.00       0.00            0
------------------------------------------------------------------------------------------------------------------------------------
RADIO SHACK #NO11739
TANDY CORPORATION                Full   0     Full    0       Full    0    10/01/00    09/30/05    12.00       3.00      750,000
                                                                                                    0.00       3.00            0
------------------------------------------------------------------------------------------------------------------------------------
DOLLAR TREE
ONLY ONE DOLLAR, INC.            Full   0     Full    0       Fixed   0    03/01/97    02/28/01     9.75       4.00      787,500  Y
                                                                           03/01/01    02/28/04    10.75       4.00            0  Y
                                                                           03/01/00    02/28/03    10.75       4.00            0  Y
                                                                                                    0.00       4.00            0  Y
                                                                                                    0.00       4.00      853,100  Y
------------------------------------------------------------------------------------------------------------------------------------
MATTRESSES PLUS
JASON ENTERPRISES, INC.          Full   0     Full    0       Full    0    01/02/02    12/31/06     0.00       0.00            0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  BAY VILLAGE
           2300 CHURCH ST. (US HWY 501)
           CONWAY, SC 29526
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined
     CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                    RENT INFORMATION
                                                                                        per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From       To     MTM   SF/YR      Begin       Base Rent
------------------------------------------------------------------------------------------------------------------------------------
MATTRESSES PLUS
JASON ENTERPRISES, INC.         698-130    3,000            01/01/97   12/31/01         9.50       01/01/00    28,500.00
------------------------------------------------------------------------------------------------------------------------------------
PIC 'N PAY #2731/POSTPETITION
SHOE CITY #231                  698-140    3,000            10/0/88    09/30/98         8.75       01/01/96    26,250.00
                                                                                        0.00                        0.00
                                                                                        0.00                        0.00
------------------------------------------------------------------------------------------------------------------------------------
CATO #453
THE CATO CORPORATION            698-150    5,950            02/01/88   01/31/99         3.25       01/01/96    43,137.48
                                                                                        0.00                        0.00
                                                                                        0.00                        0.00
------------------------------------------------------------------------------------------------------------------------------------
WAL-MART #586
WALMART STORES INC.             698-160   65,930            05/28/88   05/27/08         3.35       01/01/96   226,865.52
                                                                                        0.00                        0.00
                                                                                        0.00                        0.00
                                                                                        0.00                        0.00
                                                                                        0.00                        0.00
                                                                                        0.00                        0.00
                                                                                        0.00                        0.00
                                                                                        0.00                        0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION               REIMBURSEMENTS                    RENEWAL OPTIONS                   PERCENT RENT
                                 Tax   Base    Ins    Base    CAM    Base                            per       Pcnt of   Amount  Nat
Tenant Name                     Recov  Year   Recov   Year   Recov   Year   Begin       End         SF/YR  Typ            Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
MATTRESSES PLUS
JASON ENTERPRISES, INC.          Full   0     Full    0       Full    0                             0.00       0.00            0
------------------------------------------------------------------------------------------------------------------------------------
PIC 'N PAY #2731/POSTPETITION
SHOE CITY #231                   Full   0     Full    0       Full    0    10/01/93    09/30/98     8.75       4.00      656,300  Y
                                                                           10/01/98    09/30/03     9.75       4.00            0  Y
                                                                                                    0.00       4.00            0  Y
------------------------------------------------------------------------------------------------------------------------------------
CATO #453
THE CATO CORPORATION             Full   0     Full    0       Full    0    02/01/94    01/31/99     7.25       4.00    1,004,063
                                                                           02/01/99    01/31/04     8.00       4.00    1,078,438
                                                                                                    0.00       4.00            0
------------------------------------------------------------------------------------------------------------------------------------
WAL-MART #586
WALMART STORES INC.              None   0     None    0       Full    0    05/28/04    01/31/09     3.35       0.75   23,911,209
                                                                           02/01/09    01/31/14     3.35       0.75            0
                                                                           02/01/14    01/31/19     3.35       0.75            0
                                                                           02/01/19    01/31/24     3.35       0.75            0
                                                                           02/01/24    01/31/29     3.35       0.75            0
                                                                           02/01/29    01/31/34     3.35       0.75            0
                                                                           02/01/34    01/31/39     3.35       0.75            0
                                                                           02/01/39    05/27/40     3.35       0.75            0
------------------------------------------------------------------------------------------------------------------------------------
               Square Feet: Occupied..   132,280                                  Current Annual Base Rent    658,566.48
                            Available.     1,200
                            Total.....   133,480

PHOTOGRAPHS OF SUBJECT PROPERTY


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This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                               BLOWING ROCK SQUARE

                          175 U.S. Highway 321 By-Pass
                  Blowing Rock, Watauga County, North Carolina

                                   Prepared by

                             O. Marshall Dodds, MAI

                       Date of Market Study - May 2, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]

                                                                     May 2, 1997

Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re: Market Study
    Blowing Rock Square
    175 U.S. Highway 321 By-Pass
    Blowing Rock, Watauga County, North Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 2, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The subject property consists of a neighborhood shopping center that contains 42,559 square feet of leasable area. The center was constructed in 1990. The anchor tenants are Food Lion, and Eckerds. The subject property is currently 100% occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary.

                                               Respectfully submitted,

                                               O. MARSHALL DODDS COMPANY, INC.


                                               /s/ [ILLEGIBLE]
                                               ---------------------------------
                                               O. Marshall Dodds, MAI
                                               State Certified General
                                               Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Blowing Rock and Watauga County are located in the northwest mountains of North Carolina. The area has a healthy and diverse economy consisting of a major State University (Appalachian State University in Boone) Regional Medical Center, Industry, Tourism and Agricultural. There are a large number of mountain houses used for vacation purposes located in Blowing Rock. There are also several hotels and motels. This area has attracted tourists for many years. The manufacturing base is relatively small, but spread evenly among several successful consumer products companies. While there are only a few branch plants ranging from cut-n-sew to wire-wound resistors, most of the local industrial base is comprised of highly successful "homegrown" companies ranging from leather products to metal furniture to speciality paint systems. Tourism and second home development are significant to the local economy. The U.S. Census reported that seasonal homes went from 967 in 1980 to 4,261 in 1990. State researchers report that travel and tourism pump more than $100,000,000 into Watauga County's economy annually. The traditional tourist seasons have been summer, fall color and skiing. However, visitors are beginning to take advantage of the "off peak" times when the crowds are reduced. Agriculture continues to play an important roll in the local economy with Christmas trees and other horticultural products.

The unemployment rate for Blowing Rock was 2.8 percent in 1996.

Neighborhood and Site

The subject neighborhood is a town of Blowing Rock. The population is almost 100% tourist and summer residents. Winter estimates are at 1,800 with an increase to 7,500 during the summer and fall months with seasonal residents. The permanent population of Blowing Rock was 1,257 in 1990 with the county having a population of 36,952. The largest tourist attraction in Blowing Rock is the Chetola Resort. This is 94 acre estate with a 7-acre lake for canoeing and trout fishing. The Shoppes On The Parkway is a center that was constructed in 1989 and contains 35 factory outlets, with direct manufacture outlets and off-price and discount shops.

Physical features are as follows:

1.  Size                               5.50 acres or 239,580 SF

2.  Identity                           175 U.S. Highway 321 By-Pass
                                       TMS# 2817-05-19-6351

3.  Shape                              Irregular

4.  Topography                         The site is generally level but sits up
                                       above U.S. Highway 321 By-Pass

5.  Accessability                      Good

6.  Utilities                          Municipal

Physical Description

Building features are as follows:

1.  Size (net)                         42,559 SF

2.  Layout & Design                    One story - food store - drug store -
                                       four shops

3.  Parking Spaces                     208
                                       4.89 per 1,000 square feet of net area

4.  Construction                       Brick and glass front with concrete
                                       block on side and rear and metal seam
                                       roof.

Market Position and Marketability Conclusions

The subject property is the only neighborhood shopping center in Blowing Rock with a food store and drug store. The Shoppes On The Parkway have factory outlet stores, but do not have a food store or a drug store. There are three small grocery stores in Blowing Park, but these are not considered to be comparable to subject. There are several neighborhood shopping centers in Boone, which is located approximately ten miles northwest of Blowing Rock. Also, the Boone Mall, which contains 250,000 square feet, was constructed in 1981 and expanded in 1993. The major tenants are Belks Department Store, Food Lion, Goody's Family Clothing and J.C. Penny. The rental rates in the mall range from $10.00 to $11.00 per square foot and the occupancy rate is 95% at this time. The Highland Common Shopping Center contains 55,650 square feet and was constructed in 1993. The rental rates for the shops range from $9.00 to $12.00 per square foot. The major tenants are Winn-Dixie and Revco Drugs with other tenants being Advanced Realty, Buttercups, Merle Norman Cosmetic Studios, Video Showbiz, Another Novel Idea and Higgins Custom Draperies. The New Market Centre was constructed in 1988 and contains 140,000 square feet of leasable area. The major tenants are Lowe's Food Store and Roses. The Shops At Shadowlane was constructed in 1995 with major tenants being Harris Teeter and Eckerd's Drugs. These centers are located in Boone.

The subject property is the only neighborhood shopping center in Blowing Rock. The rental rates for the shops range from $5.00 to $7.00 per square foot. This is a reasonable rental rate for the shops.

The rental rate for the Food Lion Store is $6.85 while the rental rate for the Eckerd's is $9.00 per square foot.

Trends:

The subject property is located in Blowing Rock which has always been a tourist area with a number of second homes for vacation purposes. The demand for second homes and tourists visiting the Blowing Rock area has increased and indications are that this will continue in the future.

The neighborhood is considered to be stable and in high demand and most desirable for second homes and tourist.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                        SUBJECT                COMPARABLE 1              COMPARABLE 2            COMPARABLE 3
                                        -------                ------------              ------------            ------------
1.  Identification

    a.  Name                  Blowing Rock Square              Shoppes On The Parkway
                              ---------------------------      ---------------------     -------------------     -------------------
    b.  Street                175 US Highway #321 By-Pass      US Highway #321
                              ---------------------------      ---------------------     -------------------     -------------------
    c.  City                  Blowing Rock, NC                 Blowing Rock, NC
                              ---------------------------      ---------------------     -------------------     -------------------
    d.  Distance from subject N/A                              1/2 mile
                              ---------------------------      ---------------------     -------------------     -------------------
    e.  Contact                                                Company Stores
                              Edens & Avant, Inc.              Development Corp.
                              ---------------------------      ---------------------     -------------------     -------------------
    f.  Phone                 803-779-4420                     615-371-0686
                              ---------------------------      ---------------------     -------------------     -------------------
2.  Attributes

    a.  Year built            1990                             1989
                              ---------------------------      ---------------------     -------------------     -------------------
    b.  Net sq. Ft.           42,559                           98,085
                              ---------------------------      ---------------------     -------------------     -------------------
    c. # building             1                                1
                              ---------------------------      ---------------------     -------------------     -------------------
    d. #stories               1                                1
                              ---------------------------      ---------------------     -------------------     -------------------
    e. Avg. Floor plate size
         (SF), if office      N/A                              N/A
                              ---------------------------      ---------------------     -------------------     -------------------
    f. # elevators            N/A                              N/A
                              ---------------------------      ---------------------     -------------------     -------------------
    g. Parking                Adequate                         Adequate
                              ---------------------------      ---------------------     -------------------     -------------------
    h. Construction Type      Brick/Concrete Block             Brick/Concrete Block
                              ---------------------------      ---------------------     -------------------     -------------------
    I.  Vacancy %             0%                               0%
                              ---------------------------      ---------------------     -------------------     -------------------
    j.  Anchors, if Retail    Food Lion, Eckerd's              N/A
                              ---------------------------      ---------------------     -------------------     -------------------

Comments:

Subject and Comparable No. 1 are the only shopping centers in Blowing Rock. The others are in Boone which is about 10 miles away. Details of these are on the following page.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                      SUBJECT              COMPARABLE 1                COMPARABLE 2              COMPARABLE 3
                                      -------              ------------                ------------              ------------
1.  Asking Rental Rate

     a.  Anchor Space         $6.85 - $9.00                N/A
                              ------------------------     -----------------------     ---------------------     -------------------
     b.  Shop Space           $5.00 - $7.00                $7.50 - $10.00
                              ------------------------     -----------------------     ---------------------     -------------------
2.  Lease Type (Gross/Net)    Triple Net                   Triple Net
                              ------------------------     -----------------------     ---------------------     -------------------
3.  Rent Concessions          None                         None
                              ------------------------     -----------------------     ---------------------     -------------------
4.  Effective Rent            $5.00 - $7.00                $7.50 - $10.00
                              ------------------------     -----------------------     ---------------------     -------------------
5.  TI Allowance              None                         None
                              ------------------------     -----------------------     ---------------------     -------------------
6.  Expense Stop              None                         None
                              ------------------------     -----------------------     ---------------------     -------------------
7.  Length of Lease Term      3 - 5 years (shop)           3 - 5 years (shop)
                              ------------------------     -----------------------     ---------------------     -------------------
8.  Commissions               5.00% to 7.00%               5.00% to 7.00%
                              ------------------------     -----------------------     ---------------------     -------------------
9.  Percentage Rent
     (per lease terms)        Food Lion, Eckerd's          N/A
                              ------------------------     -----------------------     ---------------------     -------------------
10. Historical Annual
      Absorption/sq.ft.       N/A                          N/A
                              ------------------------     -----------------------     ---------------------     -------------------
11. Annual Operating Expense
      psf (Including taxes)   N/A                          N/A
                              ------------------------     -----------------------     ---------------------     -------------------

C.  RANK RELATIVE TO
      SUBJECT
      (inferior, similar,
        superior)             N/A                          similar
                              ------------------------     -----------------------     ---------------------     -------------------

D. EXPLAIN RANKING/COMMENTS:

The only comparable that has been shown for comparison purposes is the Shoppes On The Parkway. The reason for this is this is the only other large shopping center in Blowing Rock. The other shopping centers are located in Boone, which is approximately 10 miles away. The rental rate for the shops at the Highland Commons Shopping Center ranges from $9.00 to $12.00 per square foot and the rental rate for the shops in the Boone Mall range from $10.00 to $11.00 per square foot. The rentals for subject property range from $5.00 to $7.00 per square foot for the shops which is reasonable and below the rental rates for the shops in Boone. Boone is a larger town and has year around population, especially with Appalachia State University, whereas, subject has a high population in the summer and fall with the population decreasing in the winter time.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1

                               [GRAPHIC OMITTED]

Name:                             Shoppes On The Parkway
Location:                         US Highway #321`
                                  Blowing Rock, NC

Year Built:                       1989
Total Size:                       98,085 SF
Vacant Space:                     9,132 SF
Vacancy Rate:                     9.31%
Rental Range:                     $7.50 to $10.00 per square foot
Tenant Expenses:                  Triple Net

Remarks:

This is a typical outlet center with 35 Factory Outlets. The occupants include London Fog, Polo, Arrow Shirt, Izod, Bass Shoes and others.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                     SUBJECT       COMPARABLE 1          COMPARABLE 2           COMPARABLE 3       COMPARABLE 4
                                     -------       ------------          ------------           ------------       ------------
1. Identification

   a. Name                   Blowing Rock Square  St. Andrews Crossing  Eastgate Shop. Center  One Norman Center  Paw Creek Commons
                             -------------------  --------------------  ---------------------  -----------------  ------------------
   b. Street Address         175 US Highway #321  817 St. Andrews Road  NWC Whiskey Rd. &      19706 One Norman   E/S Little Rock
                             By-Pass                                    Eastgate Dr.           Blvd.              Rd. at Freedom Dr.
                             -------------------  --------------------  ---------------------  -----------------  ------------------
   c. City                   Blowing Rock, NC     Columbia, SC          Aiken, SC              Cornelius, NC      Charlotte, NC
                             -------------------  --------------------  ---------------------  -----------------  ------------------
   d. Distance from Subject  N/A                  8 miles               56 miles               100 miles          92 miles
                             -------------------  --------------------  ---------------------  -----------------  ------------------
2. Attributes

   a. Year Built             1990                 1994                  1995                   1993               1996
                             -------------------  --------------------  ---------------------  -----------------  ------------------
   b. Net sq. feet           42,559 SF            66,910 SF             75,716 SF              54,185 SF          66,050
                             -------------------  --------------------  ---------------------  -----------------  ------------------
   c. # Buildings            1                    1                     1                      1                  1
                             -------------------  --------------------  ---------------------  -----------------  ------------------
   d. # of Stories           1                    1                     1                      1                  1
                             -------------------  --------------------  ---------------------  -----------------  ------------------
   e. Vacancy %              0%                   0%                    5.00%                  0%                 2.73%
                             -------------------  --------------------  ---------------------  -----------------  ------------------
3. Sales Information

   a.  Sales Price           N/A                  $6,550,000            $6,675,000             $4,650,000         $5,384,000
                             -------------------  --------------------  ---------------------  -----------------  ------------------
   b.  Sales Price PSF       N/A                  $97.89                $88.16                 $85.82             $77.52
                             -------------------  --------------------  ---------------------  -----------------  ------------------
   c.  Cap. Rate             N/A                  9.69%                 9.86%                  9.68%              9.61%
                             -------------------  --------------------  ---------------------  -----------------  ------------------
   d.  Date                  N/A                  05-25-94              09-28-95               10-12-95           03-25-97
                             -------------------  --------------------  ---------------------  -----------------  ------------------
   e.  NOI at time of Sale   N/A                  $634,797              $657,896               $450,188           $517,412
                             -------------------  --------------------  ---------------------  -----------------  ------------------
4. Rank Relative to Subject
    (inferior, similar,
     superior)               N/A                  superior              similar                similar            superior
                             -------------------  --------------------  ---------------------  -----------------  ------------------

Explain Ranking/Comments:

Subject is similar to these comparables. Comparables No. 1 and No. 4 have been rated superior because of the location and high rentals from the shops. The tenant mix of subject and these comparables is similar.

Comparable Sale No. 1

                               [GRAPHIC OMITTED]

TMS:                     6012 -1 -1
Name:                    St. Andrews Crossing
Location:                817 St. Andrews Road, Columbia, SC
Grantor:                 Hayley-Redd, L.P.
Grantee:                 F.A.C. Properties
Deed Reference:          Book 1199, Page 331
Date:                    May 25, 1994
Sales Price:             $6,550,000
Adjusted Sales Price:    $6,550,000
Size building            66,910
Sales Price per S.F.:    $97.89
Size Land (Acres):       8.08
Size Land (S.F.):        351,965
Year Built:              1994
Land/Building Ratio:     5.26 to 1
Utilities:               All Available
Zoning:                  Commercial
Financing:               At Market
Effective Gross Income:  $686,905
EGIM:                    9.54
Net Operating Income:    $634,797
Overall Rate:            9.69%
Verification:            Public Records
Type of Purchaser:       Private Investor

Comments:

This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2

                               [GRAPHIC OMITTED]

TMS:
Name:                    Eastgate Shopping Center
Location:                Northwest Corner of Whiskey Road & Eastgate Drive
                         Aiken, SC
Grantor:                 Southwest U.S. Retail, LP
Grantee:                 PDG Aiken Partners, LP
Deed Reference:          N/A
Date:                    September 28, 1995
Sales Price:             $6,675,000
Adjusted Sales Price:    $6,675,000
Size building:           75,716
Sales Price per S.F.:    $88.16
Size Land (Acres):       8.79
Size Land (S.F.):        382,892
Year Built:              1995
Land/Building Ratio:     5.06 to 1
Utilities:               All Available
Zoning:                  Commercial
Financing:               Cash to Seller
Gross Potential Income:  $782,704
Effective Gross Income:  $782,704
EGIM:                    8.53
Net Operating Income:    $657,896
Overall Rate:            9.86%
Verification:            Public Records
Type of Purchaser:       Private Investor

Comments:

Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3

                               [GRAPHIC OMITTED]

Name:                    One Norman Center
Location:                19706 One Norman Boulevard
                         Cornelius, Mecklenburg County, NC
Grantor:                 One Norman Center, LP
Grantee:                 Lucky Realty
Deed Reference:          Book 8325, Page 721
Date:                    October 12, 1995
Sales Price:             $4,650,000
Adjusted Sales Price:    $4,650,000
Size building:           54,185
Sales Price per S.F.:    $85.82
Size Land (Acres):       5.69
Size Land (S.F.):        247,856
Year Built:              1993
Land/Building Ratio:     4.57 to 1
Utilities:               All Public
Zoning:                  CUB-2
Financing:               Cash to Seller
Gross Potential Income:  $474,591 - $8.76/SF
Effective Gross Income:  $474,591 - $8.76/SF
Gross Income Multiple:   9.80
EGIM:                    9.80
Net Operating Income:    $450,188 - $8.31/SF
Overall Rate:            9.68%
Verification:            Public Records
Type of Purchaser:       Private Investor

Comments:

This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4

                               [GRAPHIC OMITTED]

TMS:                     59-231-22,23 pt.
Name:                    Paw Creek Commons
Location:                East side of Little Rock Road at Freedom Drive
Grantor:                 Paw Creek, LLC
Grantee:                 Paw Creek Crossing Limited Partnership
Deed Reference:          Book 8988, Page 519
Date:                    March 25, 1997
Sales Price:             $5,120,000
Adjusted Sales Price:    $5,384,000
Size building:           66,050
Sales Price per S.F.:    $77.52
Size Land (Acres):       9.82
Size Land (S.F.):        427,759
Year Built:              1996
Land/Building Ratio:     6.48 to 1
Utilities:               Municipal
Zoning:                  CC, Commercial Center
Financing:               Cash to Seller
Gross Potential Income:  $568,840
Effective Gross Income:  $552,054
Gross Income Multiple:   9.00
EGIM:                    9.27
Net Operating Income:    $517,412
Overall Rate:            9.61%
Verification:            Public Records
Type of Purchaser:       Private Investor

Comments:

The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                               ------------------
                               Comparable Rentals
                               ------------------

                               [GRAPHIC OMITTED]

                               ------------------
                               Improved Sales Map
                               ------------------

                               [GRAPHIC OMITTED]

                                   ---------
                                   Site Plan
                                   ---------

                               [GRAPHIC OMITTED]

                              EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  BLOWING ROCK SQUARE
           175 U.S. HIGHWAY #321 BY-PASS
           BLOWING ROCK, NC
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
--------------------------------------------------------------------------------------------------------------------------
ECKERD'S #2927
JACK ECKERD CORP.                 646-10     8,640           05/08/91   05/07/11          8.25     06/01/91    71,280.00
                                                                                          9.00     06/01/96    77,760.00
                                                                                          0.00                      0.00
                                                                                          0.00                      0.00

--------------------------------------------------------------------------------------------------------------------------
FOOD LION #0922
FOOD LION, INC.                   646-20    29,000           04/20/91   04/19/16          0.00                      0.00
                                                                                          6.85     06/01/91   198,650.04
                                                                                          0.00                      0.00
                                                                                          0.00                      0.00
--------------------------------------------------------------------------------------------------------------------------
FLICK VIDEO
STAMEY ENTERPRISES, INC.          646-30     1,625           12/01/96   11/30/99          5.00     01/01/97     8,124.96
                                                                                          0.00                      0.00
                                                                                          6.00     12/01/97     9,750.00
--------------------------------------------------------------------------------------------------------------------------
IMAGE GARDEN, THE
MELINDA H. ADAMS                  646-40     1,038           01/01/95   12/31/97          0.00                      0.00
                                                                                          5.78     01/01/95     6,000.00
                                                                                          6.28     01/01/97     6,519.00
--------------------------------------------------------------------------------------------------------------------------
BLOWING ROCK FRAMEWORKS & GAL
BLOWING ROCK FRAMEWORKS AND G     646-50       870           05/15/95   05/31/97          6.89     06/01/95     5,992.08
                                                                                          0.00                      0.00
--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
--------------------------------------------------------------------------------------------------------------------------
CONTINENTAL DIVIDE REALTY, LL
                                  646-60     1,386           08/01/96   07/31/99          3.97     08/15/96     5,497.80
                                                                                          0.00                      0.00
                                                                                          7.00     09/01/96     9,702.00
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
  TENANT INFORMATION                         REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
ECKERD'S #2927
JACK ECKERD CORP.               Full     0    Full      0     Full     0   05/08/11   05/07/16     9.50        0.00          0
                                                                           05/08/16   05/07/21    10.00        0.00          0
                                                                           05/08/21   05/07/26    10.50        0.00          0
                                                                           05/08/26   05/07/31    11.00        0.00          0

------------------------------------------------------------------------------------------------------------------------------------
FOOD LION #0922
FOOD LION, INC.                 Full     0    PRS    1991     Fixed    0   04/20/16   04/19/21     6.85        1.00          0    Y
                                                                           04/20/21   04/19/26     6.85        1.00 19,865,000    Y
                                                                           04/20/26   04/19/31     6.85        1.00          0    Y
                                                                           04/20/31   04/19/36     6.85        1.00          0    Y
------------------------------------------------------------------------------------------------------------------------------------
FLICK VIDEO
STAMEY ENTERPRISES, INC.        Full     0    Full      0     Full     0   12/01/99   11/30/02     0.00        0.00         0
                                                                                                   0.00        0.00         0
                                                                                                   0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
IMAGE GARDEN, THE
MELINDA H. ADAMS                PRS   1994    PRS    1994     Full     0   01/01/98   12/31/00     0.00        5.00   200,000
                                                                                                   0.00        5.00         0
                                                                                                   0.00        5.00         0
------------------------------------------------------------------------------------------------------------------------------------
BLOWING ROCK FRAMEWORKS & GAL
BLOWING ROCK FRAMEWORKS AND G   Full     0    Full      0     Full     0   05/01/97   04/30/00     0.00        5.00   230,000
                                                                                                   0.00        5.00         0
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
  TENANT INFORMATION                         REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
CONTINENTAL DIVIDE REALTY, LL
                                Full     0    Full      0     Full     0   08/01/99   07/31/02     0.00        0.00         0
                                                                                                   0.00        0.00         0
                                                                                                   0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY

                               [GRAPHIC OMITTED]

U.S. Highway #321 By-Pass Looking North

                               [GRAPHIC OMITTED]

U.S. Highway #321 By-Pass Looking South

                               [GRAPHIC OMITTED]

Entrance Way To Subject From U.S. Highway #321 By-Pass

                               [GRAPHIC OMITTED]

Entrance Way To Subject

                               [GRAPHIC OMITTED]

Front View

                               [GRAPHIC OMITTED]

Front View

                               [GRAPHIC OMITTED]

Front View

                               [GRAPHIC OMITTED]

Front And Side View

                               [GRAPHIC OMITTED]

Side View

                               [GRAPHIC OMITTED]

Rear View

                               [GRAPHIC OMITTED]

Rear View

                               [GRAPHIC OMITTED]

Rear View

                               [GRAPHIC OMITTED]

Rear View

                               [GRAPHIC OMITTED]

Rear View

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                                  Market Study

                                 CATAWBA VILLAGE

                              807 U.S. Highway #70
                 Newton-Conover, Catawba County, North Carolina


                                   Prepared by

                             O. Marshall Dodds, MAI

                       Date of Market Study - May 2, 1997

------------            [LETTERHEAD OF  O. MARSHALL DODDS CO., INC.]
REAL ESTATE
 VALUATION                                        May 2, 1997
    AND
CONSULTATION
------------

Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re: Market Study
    Catawba Village
    807 U.S. Highway #70
    Newton-Conover, Catawba County, North Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 2, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 58,450 square feet of leasable area. The center was constructed in 1978. The anchor tenant is Bi-Lo, Inc., but the store is now being occupied by a clothing store as Bi-Lo has closed the store. The lease with Bi-Lo expires on March 31, 1998. There are three 5-year option periods at the same rental rate. The subject property is currently 85.5% occupied which includes the store that Bi-Lo formerly occupied and is continuing to pay the rent.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary.

                                              Respectfully submitted,

                                              O. MARSHALL DODDS COMPANY, INC.


                                              --------------------------------
                                              O. Marshall Dodds, MAI
                                              State Certified General
                                              Real Estate Appraiser (CG-356)

[LOGO]

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Newton-Conover is located in the western section of the State of North Carolina along Interstate 40. The population for Catawba County in 1996 was 126,653 people while the 1996 population of Newton-Conover was 18,178. Hickory is located nearby. The major employers in Catawba County with 1,500 plus employees would include Siecor, Catawba County Schools and CommScope, Inc. The major employers with employees between 1,000 to 1,499 are Frye Regional Hospital, Hickory Springs Manufacturing Co., Century Furniture Co, Merchants Distributors, Inc., The Lane Company, Catawba Memorial Hospital, Broyhill Furniture Industries and Catawba County. There are several furniture factories throughout the county.

The unemployment rate for Catawba County in 1995 was 4.3 percent while the MSA rate was 4.2 percent and the North Carolina rate was 4.3 percent. Since 1989 the unemployment rate has ranged from 3.2 percent to a high of 6.3 percent in 1991. The range from 1993 through 1995 has been 3.3 percent to 4.9 percent.

Neighborhood and Site

The neighborhood is located along U.S. Highway #64 & #70 and is between Newton-Conover and Hickory. Commercial developments are located along U.S. Highway #64 & #70. The Catawba Mall is located in subject neighborhood and the size of the mall is 303,650 square feet. There are several other shopping centers that are located along U.S. Highway #64 & #70 which include Catawba Village, Hickory Corners, Canova Center, Village Park Shopping Center. The City of Hickory is located to the west of subject property. There are single family residential properties that are located throughout the neighborhood and off of the major traffic arteries.

Physical features are as follows:

1.  Size                               10.30 acres or 448,668 SF

2.  Identity                           807 U.S. Highway #70
                                       TMS# 50N-01-12D

3.  Shape                              Irregular

4.  Topography                         Generally level and on street grade with
                                       U.S. Highway #70

5.  Accessability                      Good

6.  Utilities                          Municipal

Physical Description

Building features are as follows:

1.  Size (net)                         58,450 SF

2.  Layout & Design                    One story - former food store - former
                                       drug store- former variety store - ten
                                       shops

3.  Parking Spaces                     308
                                       5.65 per 1,000 square feet of net area

4.  Construction                       Brick and glass front with concrete block
                                       on side and rear and metal seam roof.

Market Position and Marketability Conclusions

Subject property is located between Newton-Conover and Hickory. U.S. Highway #64 & #70 is developed with a number of commercial properties in this area including subject property. The Valley Hills Mall is located in this area and contains 620,000 square feet. This mall was opened in 1978 and has an occupancy rate of 97%. The major tenants are Belk Department Store, J.C. Penny and Sears. There are several other neighborhood shopping centers as well as community shopping centers that are anchored by K-Mart and Wal-Mart.

Comparable No. 1 is the Market Place and contains 125,095 square feet. The major tenants are Bi-Lo and Roses and the rental rates are from $4.00 to $6.35 per square foot. The Villa Park Shopping Center was built in 1965 and contains 60,843 square feet. The rental rates range from #3.50 to $5.00 per square foot. Comparable No. 3 is a Winn-Dixie Plaza which was built in 1984. The size is 49,235 square feet and the rental rates range from $5.00 to $7.50 per square foot.

The subject property was built in 1978. The Bi-Lo Store lease expires on March 31, 1998. Another tenant is occupying this space at this time, but Bi-Lo will continue paying rent. There is a vacant store that contains 8,450 square feet which was probably a drug store. It is vacant at this time and is not generating any income. The Bikers Dream is a 10,000 square foot store and this lease expires August 31, 2001. The rental rate for this space is at $3.39 per square foot. The rental rates for the small shops range from $3.30 to $5.50 per square foot.

Trends:

The subject property is located in an area that is developed with retail properties which is along U.S. Highway #64 & #70. The development of these properties began approximately 20 years ago when the mall was developed as well as several of the neighborhood shopping centers. Since that time the shopping centers that have been developed include community shopping centers with K-Mart and Wal-Mart as anchor tenants. The neighborhood is developed with single family residential properties and the furniture industry has several plants that are located throughout the area.

The neighborhood is considered to be stable and it is thought that the stability will be maintained in the future.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                          SUBJECT          COMPARABLE 1          COMPARABLE 2                COMPARABLE 3
                                          -------          ------------          ------------                ------------
1.  Identification

     a.  Name                     Catawba Village          The Market Place      Villa Park Shopping Center  Winn-Dixie Plaza
                                  -----------------------  --------------------  -------------------------   -----------------------
     b.  Street                                            U.S. Highway #321
                                  807 U.S. Highway #70     and 30th Street       U.S. Hwy #64 & 70           U.S. Hwy. #64 & 70
                                  -----------------------  --------------------  -------------------------   -----------------------
     c.  City                     Newton-Conover, NC       Newton-Conover, NC    Newton-Conover, NC          Newton-Conover, NC
                                  -----------------------  --------------------  -------------------------   -----------------------
    d.  Distance from subject     N/A                      1.5 miles             1.5 miles                   3.5 miles
                                  -----------------------  --------------------  -------------------------   -----------------------
    e.  Contact                   Edens & Avant, Inc.      H.V. McCoy & Co.      Friday Realty Co.           Norcom Development Co.
                                  -----------------------  --------------------  -------------------------   -----------------------
    f.  Phone                     803-779-4420             910-545-0059          704-322-9223                704-332-4146
                                  -----------------------  --------------------  -------------------------   -----------------------
2.  Attributes

     a.  Year built               1978                     1989                  1965                        1984
                                  -----------------------  --------------------  -------------------------   -----------------------
     b.  Net sq. Ft.              58,450                   125,095               60,843                      49,235
                                  -----------------------  --------------------  -------------------------   -----------------------
    c. # building                 1                        1                     1                           1
                                  -----------------------  --------------------  -------------------------   -----------------------
    d. #stories                   1                        1                     1                           1
                                  -----------------------  --------------------  -------------------------   -----------------------
    e. Avg. Floor plate size
         (SF), if office          N/A                      N/A                   N/A                         N/A
                                  -----------------------  --------------------  -------------------------   -----------------------
    f. # elevators                N/A                      N/A                   N/A                         N/A
                                  -----------------------  --------------------  -------------------------   -----------------------
    g. Parking                    Adequate                 Adequate              Adequate                    Adequate
                                  -----------------------  --------------------  -------------------------   -----------------------
    h. Construction Type          Brick/Concrete Block     Brick/Concrete Block  Brick/Concrete Block        Brick/Concrete Block
                                  -----------------------  --------------------  -------------------------   -----------------------
    I.  Vacancy %                 14.46%                   14.0%                 5.92%                       6.50%
                                  -----------------------  --------------------  -------------------------   -----------------------
    j.  Anchors, if Retail                                                       Conover Antique Mall,       Winn-Dixie, Revco,
                                  Bi-Lo                    Bi-Lo, Roses          Dollar General              Family Dollar
                                  -----------------------  --------------------  -------------------------   -----------------------

Comments:

These three comparables are located in subject neighborhood. Comparable No. 2 was built in 1965 while Comparable No. 3 was built in 1984 and Comparable No. 1 was built in 1989. Comparable No. 1 is larger than subject, whereas, Comparables 2 and 3 are near the same size as subject.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                         SUBJECT           COMPARABLE 1            COMPARABLE 2             COMPARABLE 3
                                         -------           ------------            ------------             ------------
1.  Asking Rental Rate

     a.  Anchor Space             $3.70                    N/A                     N/A                      N/A
                                  ----------------------   ---------------------   ---------------------    --------------------
     b.  Shop Space               $3.30 -$5.50             $4.00 - $6.35           $3.50 - $5.00            $5.00 - $7.50
                                  ----------------------   ---------------------   ---------------------    --------------------
 2.  Lease Type (Gross/Net)       Triple Net               Triple Net              Triple Net               Triple Net
                                  ----------------------   ---------------------   ---------------------    --------------------
3.  Rent Concessions              None                     None                    None                     None
                                  ----------------------   ---------------------   ---------------------    --------------------
4.  Effective Rent                $3.30 -$5.50             $4.00 - $6.35           $3.50 - $5.00            $5.00 - $7.50
                                  ----------------------   ---------------------   ---------------------    --------------------
5.  TI Allowance                  None                     None                    None                     None
                                  ----------------------   ---------------------   ---------------------    --------------------
6.  Expense Stop                  None                     None                    None                     None
                                  ----------------------   ---------------------   ---------------------    --------------------
7.  Length of Lease Term          3 years                  3 -5 years (shop)       3 - 5 years (shop)       3-5 years (shop)
                                  ----------------------   ---------------------   ---------------------    --------------------
8.  Commissions                   5.00% to 7.00%           5.00% to 7.00%          5.00% to 7.00%           5.00% - 7.00%
                                  ----------------------   ---------------------   ---------------------    --------------------
9.  Percentage Rent
     (per lease terms)            Bi-Lo                    Bi-Lo, Roses            N/A                      N/A
                                  ----------------------   ---------------------   ---------------------    --------------------
10. Historical Annual
      Absorption/sq.ft.           N/A                      N/A                     N/A                      N/A
                                  ----------------------   ---------------------   ---------------------    --------------------
11. Annual Operating Expense
      psf (Including taxes)       N/A                      N/A                     N/A                      N/A
                                  ----------------------   ---------------------   ---------------------    --------------------

C.  RANK RELATIVE TO
     SUBJECT
     (inferior, similar,
      superior)                   N/A                      superior                similar                  superior
                                  ----------------------   ---------------------   ---------------------    --------------------

D. EXPLAIN RANKING/COMMENTS:

Comparables No. 1 and No. 3 have been ranked as superior to subject, whereas, Comparable No. 2 has been ranked as similar. The reason for this is because subject property is an older center and the lease with Bi-Lo, Inc. expires on March 31, 1998. Also, the former drug store is vacant. Another larger store has been occupied by Bikers Dream and this store contains 10,000 SF. The small shops are occupied at this time, short term leases.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1

[GRAPHIC OMITTED]

Name:                             The Market Place
Location:                         U.S. Hwy. #321 and 30th Street
                                  Newton-Conover, NC
Year Built:                       1989
Total Size:                       125,095 SF
Vacant Space:                      17,513 SF
Vacancy Rate:                          14.0%
Rental Range:                     $4.00 - $6.35 per square foot
Tenant Expenses:                  Triple Net

Remarks:

The major tenants are Bi-Lo and Roses. There are 20 store in the L-shaped building.

Comparable Rental No. 2

[GRAPHIC OMITTED]

Name:                             Villa Park Shopping Center
Location:                         U.S. Hwy #64 & 70
                                  Newton-Conover, NC
Year Built:                       1965
Total Size:                       60,843 SF
Vacant Space:                      3,600 SF
Vacancy Rate:                         5.92%
Rental Range:                     $3.50 - $5.00 per square foot
Tenant Expenses:                  Triple Net

Remarks:

The major tenants are Conover Antique Mall and Dollar General.

Comparable Rental No. 3

[GRAPHIC OMITTED]

Name:                             Winn-Dixie Plaza
Location:                         U.S. Hwy. #64 & 70
                                  Newton-Conover, NC
Year Built:                       1984
Total Size:                       49,235 SF
Vacant Space:                      3,200 SF
Vacancy Rate:                         6.50%
Rental Range:                     $5.00 - $7.50 per square foot for the shops
Tenant Expenses:                  Triple Net

Remarks:

The major tenants are Winn-Dixie, Revco and Family Dollar. There are four shops.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                    SUBJECT      COMPARABLE 1          COMPARABLE 2           COMPARABLE 3       COMPARABLE 4
                                    -------      ------------          ------------           ------------       ------------
1.  Identification

    a.  Name                 Catawba Village     St. Andrews Crossing  Eastgate Shop. Center  One Norman Center  Paw Creek Commons
                             ------------------  --------------------  --------------------   -----------------  -------------------
    b.  Street Address                                                 NWC Whiskey Rd. &      19706 One Norman   E/S Little Rock Rd.
                             803 U.S. Hwy. #70   817 St. Andrews Road  Eastgate Dr.           Blvd.              at Freedom Dr.
                             ------------------  --------------------  --------------------   -----------------  -------------------
    c.  City                 Newton-Conover, NC  Columbia, SC          Aiken, SC              Cornelius, NC      Charlotte, NC
                             ------------------  --------------------  --------------------   -----------------  -------------------
    d.  Distance from
        Subject              N/A                 8 miles               56 miles               100 miles          92 miles
                             ------------------  --------------------  --------------------   -----------------  -------------------
2. Attributes

    a.  Year Built           1978                1994                  1995                   1993               1996
                             ------------------  --------------------  --------------------   -----------------  -------------------
    b.  Net sq. feet         58,450 SF           66,910 SF             75,716 SF              54,185 SF          66,050
                             ------------------  --------------------  --------------------   -----------------  -------------------
    c. # Buildings           1                   1                     1                      1                  1
                             ------------------  --------------------  --------------------   -----------------  -------------------
    d. # of Stories          1                   1                     1                      1                  1
                             ------------------  --------------------  --------------------   -----------------  -------------------
    e. Vacancy %             14.46%              0%                    5.00%                  0%                 2.73%
                             ------------------  --------------------  --------------------   -----------------  -------------------
3. Sales Information

    a.  Sales Price          N/A                 $6,550,000            $6,675,000             $4,650,000         $5,384,000
                             ------------------  --------------------  --------------------   -----------------  -------------------
    b.  Sales Price PSF      N/A                 $97.89                $88.16                 $85.82             $77.52
                             ------------------  --------------------  --------------------   -----------------  -------------------
    c.   Date                N/A                 05-25-94              09-28-95               10-12-95           03-25-97
                             ------------------  --------------------  --------------------   -----------------  -------------------
    d.  NOI at time of Sale  N/A                 $634,797              $657,896               $450,188           $517,412
                             ------------------  --------------------  --------------------   -----------------  -------------------
    e.  Cap. Rate            N/A                 9.69%                 9.86%                  9.68%              9.61%
                             ------------------  --------------------  --------------------   -----------------  -------------------
4. Rank Relative to Subject
    (inferior, similar,
     superior)               N/A                 superior              superior               superior           superior
                             ------------------  --------------------  --------------------   -----------------  -------------------

Explain Ranking/Comments:

These comparables have been ranked as superior to subject. The reason for this is because subject is an older property and the lease with Bi-Lo, Inc. expires on March 31, 1998. Bi-Lo has vacated the premises but there is an occupant in the store at this time. The former drug store is vacant at this time.

Comparable Sale No. 1

[GRAPHIC OMITTED]

TMS:                    6012 -1 -1
Name:                   St. Andrews Crossing
Location:               817 St. Andrews Road, Columbia, SC
Grantor:                Hayley-Redd, L.P.
Grantee:                F.A.C. Properties
Deed Reference:         Book 1199, Page 331
Date:                   May 25, 1994
Sales Price:            $6,550,000
Adjusted Sales Price:   $6,550,000
Size building           66,910
Sales Price per S.F.:   $97.89
Size Land (Acres):      8.08
Size Land (S.F.):       351,965
Year Built:             1994
Land/Building Ratio:    5.26 to 1
Utilities:              All Available
Zoning:                 Commercial
Financing:              At Market
Effective Gross Income: $686,905
EGIM:                   9.54
Net Operating Income:   $634,797
Overall Rate:           9.69%
Verification:           Public Records
Type of Purchaser:      Private Investor

Comments:
This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2

[GRAPHIC OMITTED]

TMS:
Name:                   Eastgate Shopping Center
Location:               Northwest Corner of Whiskey Road & Eastgate Drive
                        Aiken, SC
Grantor:                Southwest U.S. Retail, LP
Grantee:                PDG Aiken Partners, LP
Deed Reference:         N/A
Date:                   September 28, 1995
Sales Price:            $6,675,000
Adjusted Sales Price:   $6,675,000
Size building:          75,716
Sales Price per S.F.:   $88.16
Size Land (Acres):      8.79
Size Land (S.F.):       382,892
Year Built:             1995
Land/Building Ratio:    5.06 to 1
Utilities:              All Available
Zoning:                 Commercial
Financing:              Cash to Seller
Gross Potential Income: $782,704
Effective Gross Income: $782,704
EGIM:                   8.53
Net Operating Income:   $657,896
Overall Rate:           9.86%
Verification:           Public Records
Type of Purchaser:      Private Investor

Comments:
Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3

[GRAPHIC OMITTED]

Name:                    One Norman Center
Location:                19706 One Norman Boulevard
                         Cornelius, Mecklenburg County, NC
Grantor:                 One Norman Center, LP
Grantee:                 Lucky Realty
Deed Reference:          Book 8325, Page 721
Date:                    October 12, 1995
Sales Price:             $4,650,000
Adjusted Sales Price:    $4,650,000
Size building:           54,185
Sales Price per S.F.:    $85.82
Size Land (Acres):       5.69
Size Land (S.F.):        247,856
Year Built:              1993
Land/Building Ratio:     4.57 to 1
Utilities:               All Public
Zoning:                  CUB-2
Financing:               Cash to Seller
Gross Potential Income:  $474,591 - $8.76/SF
Effective Gross Income:  $474,591 - $8.76/SF
Gross Income Multiple:   9.80
EGIM:                    9.80
Net Operating Income:    $450,188 - $8.31/SF
Overall Rate:            9.68%
Verification:            Public Records
Type of Purchaser:       Private Investor

Comments:
This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4

[GRAPHIC OMITTED]

TMS:                     59-231-22,23 pt.
Name:                    Paw Creek Commons
Location:                East side of Little Rock Road at Freedom Drive
Grantor:                 Paw Creek, LLC
Grantee:                 Paw Creek Crossing Limited Partnership
Deed Reference:          Book 8988, Page 519
Date:                    March 25, 1997
Sales Price:             $5,120,000
Adjusted Sales Price:    $5,384,000
Size building:           66,050
Sales Price per S.F.:    $77.52
Size Land (Acres):       9.82
Size Land (S.F.):        427,759
Year Built:              1996
Land/Building Ratio:     6.48 to 1
Utilities:               Municipal
Zoning:                  CC, Commercial Center
Financing:               Cash to Seller
Gross Potential Income:  $568,840
Effective Gross Income:  $552,054
Gross Income Multiple:   9.00
EGIM:                    9.27
Net Operating Income:    $517,412
Overall Rate:            9.61%
Verification:            Public Records
Type of Purchaser:       Private Investor

Comments:
The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                               [GRAPHIC OMITTED]

                          [STREET MAP OF CONOVER AREA]

                               Comparable Rentals

                               [GRAPHIC OMITTED]

                               Improved Sales Map

                                [GRAPHIC OMITTED]

                         [SITE PLAN OF CATAWBA VILLAGE]

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  CATAWBA VILLAGE
           607 US HIGHWAY 70
           NEWTON-CONOVER, NC 28656-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
NEWTON TAG OFFICE
MR. BOB LOVETTE                607-   70  1,500              04/27/95   04/30/00        0.00                      0.00
                                                                                        5.50       05/01/98   8,250.00
-------------------------------------------------------------------------------------------------------------------------
PERFECTION CONNECTION, THE
SHEILA R. WILSON               607-   80  1,500              06/01/96   05/31/99        4.65       06/01/96   6,975.00
                                                                                        0.00                      0.00
-------------------------------------------------------------------------------------------------------------------------
CATAWBA COUNTY MENTAL HEALTH
                               607-   90  3,000              08/01/96   07/31/97        4.40       02/01/95  13,200.00
                                                                                        4.90       03/01/96  14,700.00
-------------------------------------------------------------------------------------------------------------------------
LAMBERTH DANCE STUDIO
MS. RHONDA LAMBERTH            607-  110  2,000              10/01/96   09/30/99        5.00       08/01/92   9,999.96
-------------------------------------------------------------------------------------------------------------------------
FAMILY CARE CENTER
FAMILY CARE CENTER OF CATAWBA  607-  120  2,000              08/22/96   08/31/97        0.00                      0.00
                                                                                        0.00                      0.00
                                                                                        0.00                      0.00
                                                                                        1.42       08/22/96   3,966.60
                                                                                        4.25       09/01/96  11,900.04
-------------------------------------------------------------------------------------------------------------------------
ROCK HEALTH & FITNESS CENTER
JAMES L. AND ARAIRA J. PROPST  607-  130  7,200              12/01/96   11/30/99        3.75       12/01/96  27,000.00
                                                                                        0.00                      0.00
                                                                                        0.00                      0.00
                                                                                        4.00       12/01/97  28,800.00
-------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..    50,000                              Current Annual Base Rent    202,601.04
                              Available.     8,450
                              Total.....    58,450

-----------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION         REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                               Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                   Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
NEWTON TAG OFFICE
MR. BOB LOVETTE                PRS   1994    PRS    1994     Full  0                             0.00        0.00            0
                                                                                                 0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
PERFECTION CONNECTION, THE
SHEILA R. WILSON               Full     0    Full      0     Full  0      06/01/99   05/31/02    0.00        0.00            0
                                                                                                 0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
CATAWBA COUNTY MENTAL HEALTH
                               Full     0    Full      0     Full  0                             0.00        0.00            0
                                                                                                 0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
LAMBERTH DANCE STUDIO
MS. RHONDA LAMBERTH            PRS   1991    PRS    1991     Full  0                             0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
FAMILY CARE CENTER
FAMILY CARE CENTER OF CATAWBA  Full     0    Full      0     Full  0      09/01/97   08/30/99    4.50        0.00            0
                                                                          09/01/99   08/30/01    0.00        0.00            0
                                                                                                 0.00        0.00            0
                                                                                                 0.00        0.00            0
                                                                                                 0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
ROCK HEALTH & FITNESS CENTER
JAMES L. AND ARAIRA J. PROPST  Full     0    Full      0     Full  0      12/01/99   11/30/02    0.00        0.00            0
                                                                          12/01/02   11/30/05    0.00        0.00            0
                                                                                                 0.00        0.00            0
                                                                                                 0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  CATAWBA VILLAGE
           607 US HIGHWAY 70
           NEWTON-CONOVER, NC 28656-0000
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #     Sq Feet  Misc      From        To      MTM    SF/YR     Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
BIKER'S DREAM
RONALD A. AND BRENDA W. BOGER  607-   10  10,000             10/01/95   08/31/01        0.00                      0.00
                                                                                        2.18       11/01/94  21,776.04
                                                                                        3.30       11/01/95  33,026.04
                                                                                        3.39       09/01/97  33,930.00
                                                                                        3.49       09/01/98  34,910.04
                                                                                        3.67       09/01/99  36,660.00
-------------------------------------------------------------------------------------------------------------------------
Available
                               607-   30   8,450                                        0.00                      0.00
-------------------------------------------------------------------------------------------------------------------------
BI-LO, INC. #106
                               607-   40  20,000             04/01/78   03/31/98        3.70       04/01/91  73,999.92
                                                                                        0.00                      0.00
                                                                                        0.00                      0.00
-------------------------------------------------------------------------------------------------------------------------
SCANS, ETC., INC.
                               607-   50   2,000             10/01/96   03/31/98        3.35       10/01/96   6,700.08
                                                                                        0.00                      0.00
-------------------------------------------------------------------------------------------------------------------------
STEVE WHITE MOTORS, INC.
STEVE WHITE MOTORS, INC.       607-   60       0      P      01/01/97   12/31/98        0.00
                                                                                        0.00       01/01/95  10,800.00
-------------------------------------------------------------------------------------------------------------------------
NEWTON TAG OFFICE
MR. BOB LOVETTE                607-   70   1,500             04/27/95   04/30/00        5.00       05/01/95   7,500.00

-----------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION          REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                               Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                   Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
-----------------------------------------------------------------------------------------------------------------------------------
BIKER'S DREAM
RONALD A. AND BRENDA W. BOGER  PRS   1994    PRS    1994     Full  0      09/01/01   08/31/04    4.25        0.00            0
                                                                                                 0.00        0.00            0
                                                                                                 0.00        0.00            0
                                                                                                 0.00        0.00            0
                                                                                                 0.00        0.00            0
                                                                                                 0.00        0.00            0
-----------------------------------------------------------------------------------------------------------------------------------
Available
                                        0              0           0                             0.00        0.00            0

-----------------------------------------------------------------------------------------------------------------------------------
BI-LO, INC. #106
                               PRS   1980    None      0     Full  0      04/01/98   03/31/03    3.69        0.00            0
                                                                          04/01/03   03/31/08    3.69        0.00            0
                                                                          04/01/08   03/31/13    3.69        0.00            0
-----------------------------------------------------------------------------------------------------------------------------------
SCANS, ETC., INC.
                               Full     0    Full      0     Full  0      04/01/98   03/31/00    0.00        0.00            0
                                                                                                 0.00        0.00            0
-----------------------------------------------------------------------------------------------------------------------------------
STEVE WHITE MOTORS, INC.
STEVE WHITE MOTORS, INC.       Full     0    Full      0     None  0      01/01/99   12/31/01    0.00        0.00            0
                                                                                                 0.00        0.00            0
-----------------------------------------------------------------------------------------------------------------------------------
NEWTON TAG OFFICE
MR. BOB LOVETTE                PRS   1994    PRS    1994     Full  0      04/01/00   03/31/05    0.00        0.00            0
-----------------------------------------------------------------------------------------------------------------------------------

                        PHOTOGRAPHS OF SUBJECT PROPERTY

                               [GRAPHIC OMITTED]

                     U.S. Highway #64 And #70 Looking East

                               [GRAPHIC OMITTED]

                     U.S. Highway #64 And #70 Looking West

                               [GRAPHIC OMITTED]

               Entrance To Subject From U.S. Highway #64 and #70

                               [GRAPHIC OMITTED]

                         Subject - Front And Side View

                               [GRAPHIC OMITTED]

                              Subject - Front View

                               [GRAPHIC OMITTED]

                              Subject - Front View

                               [GRAPHIC OMITTED]

                          Subject - Rear And Side View

                               [GRAPHIC OMITTED]

                              Subject - Rear View

                               [GRAPHIC OMITTED]

                              Subject - Rear View

                               [GRAPHIC OMITTED]

                              Subject - Rear View

                               [GRAPHIC OMITTED]

                              Subject - Side View

                               [GRAPHIC OMITTED]

                      Subject - Front View Of Other Shops

                               [GRAPHIC OMITTED]

                  Subject - Front And Side View Of Other Shops

                               [GRAPHIC OMITTED]

                              Subject - Rear View

                               [GRAPHIC OMITTED]

                              Subject - Rear View

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                           CROSSROADS SHOPPING CENTER

                              1317 East Dixie Drive
                    Asheboro, Randolph County, North Carolina




                                   Prepared by

                             O. Marshall Dodds, MAI

                       Date of Market Study - May 1, 1997

[LETTERHEAD OF O. MARSHALL DODDS CO., INC.]

                                             May 1, 1997


Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re:  Market Study
     Crossroads Shopping Center
     1317 East Dixie Drive
     Asheboro, Randolph  County, North Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 1, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The subject property consists of a neighborhood shopping center that contains 51,440 square feet of leasable area. The center was constructed in 1981. The anchor tenant is Food Lion Stores and the subject property is currently 100% occupied.


For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary.

                                             Respectfully submitted,

                                             O. MARSHALL DODDS COMPANY, INC.

                                             /s/ O. Marshall Dodds
                                             ---------------------
                                             O. Marshall Dodds, MAI
                                             State Certified General
                                             Real Estate Appraiser (CG-356)

[LOGO]

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Asheboro and Randolph County are considered to be part of the Triad area which encompasses the cities of Winston-Salem, Greensboro, Highpoint and other towns surrounding these larger towns. There are eleven countys included in the Triad area and this is the largest standard metropolitan statistical area in North Carolina and second largest between Washington, D.C. and Atlanta, Georgia. The total population of the area is 1.2 million. The city and county are located in the Piedmont section of North Carolina being approximately 69 miles west of Raleigh, the state capitol; and 73 miles north of Charlotte, the state's largest city. The population of Randolph County in 1995 was 114,624 with the population of the city being approximately 17,000. The majority of the major employers have been located in the county for many years. For example, Acme-McCrary Corporation has been established since 1909 and Bossong Hosiery Mill has operated since 1928. The Klaussner Furniture Company employs 2,500 people; Eveready Battery Company employs 1,110 people; Black & Decker employs 1,020 people; Acme-McCrary Corporation employs 830; Sarah Lee Knit Products employs 600 people; Burlington Industries employs 550 people; Goodyear-Radial Tires employs 480; Arrow International-Medical Devices employs 450 people. There are others, but these are some of the larger employers. Asheboro has a diversification of industries and services and the economic base has been stable for many years.

The unemployment rate for Randolph County is 3 percent.


Neighborhood and Site

The subject property is located in the southeast section of East Dixie Drive and NC Highway #42. There is a large amount of commercial development around this intersection including the Randolph Mall which contains approximately 400,000 square feet. The major tenants are Belk-Yates, J.C. Penny, Roses and Sears. The Village Marketplace with Harris-Teeter and Wal-Mart, containing approximately 170,000 square feet are located along East Dixie Drive across from the mall. The K-Mart Store that was built in 1980 and expanded in 1990 is located across East Dixie Drive from subject. The commercial developments include retail and service facilities as well as branch banks, automobile dealerships and fast food restaurants. The newer developments would include a Ryan's Family Steakhouse, a Lowe's Home Improvement Store and Hampton Inn Motel. A Staples Store is under construction across the street from subject.

Physical features are as follows:

1.  Size                6.015 acres or 262,013 SF

2.  Identity            1317 East Dixie Drive
                        TMS# 7760-59-5737 and 7761-50-5061

3.  Shape               Irregular

4.  Topography          The site is generally level, but sits below East Dixie
                        Drive and NC Highway #42.

5.  Accessability       Good

6.  Utilities           Municipal

[LOGO]

Physical Description

Building features are as follows:


1.  Size (net)         51,440 SF

2.  Layout & Design    One story - food store - seven shops

3.  Parking Spaces     261
                       5.07 per 1,000 square feet of net area

4.  Construction       Brick and glass front with concrete block on side
                       and rear and metal seam roof.

Market Position and Marketability Conclusions

Subject property is located around the intersection of East Dixie Drive, which is US Highway #64, and NC Highway #42. This is an established shopping district with the Randolph Mall being located across NC Highway #42 from subject. Also, a new Staples Store is under construction across the street from subject property. Other shopping centers are located around this intersection such as the Village Marketplace with Harris-Teeter and Wal-Mart as the major tenants. The rental rates in this shopping center for the shops range from $8.50 to $11.00 per square foot. The Hammer Village is located around this intersection and major tenants are Big Lots, Revco and Winn-Dixie Stores. The rental rates range from $3.00 to $10.50 per square foot in this center. The Lowes Plaza is located on North Fayetteville Street with major tenants being Lowe's Food and Revco Drugs. The rental rates range from $8.00 to $9.00 per square foot.

The subject property was constructed in 1981 and has operated successfully in this location. New growth is occurring at this time with the new Staples Store that is being built. In addition to the shopping facilities around this intersection there are several automobile dealerships, motels, fast food restaurants and branch offices for banks.

The subject property has six small shops and the rental rates range from $6.00 to $10.24 per square foot. Goodwill Industries and Vehicle Parts/Crazy Joe's are occupying stores that contains 6,000 square feet each. The rental rate for Vehicle Parts/ Crazy Joe's is $1.85 per square foot.

The rental rate for the Food Lion Store is at $4.00 per square foot.

Trends:

The subject property is located in the middle of a commercial area. The intersection of NC Highway #42 and East Dixie Drive has several shopping centers, as well as the Randolph Mall which contains approximately 400,000 square feet.

This area has been established for a number of years and new growth is occurring at this time. All trends are favorable and it is thought that the stability will be maintained in the future.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                          SUBJECT           COMPARABLE 1              COMPARABLE 2            COMPARABLE 3
                                          -------           ------------              ------------            ------------
1.  Identification

    a. Name                   Crossroads Shopping Center.  The Village Marketplace   Hammer Village          Lowes Plaza
                              ---------------------------  ------------------------  ----------------------  ----------------------
    b. Street                 1317 East Dixie Drive        E/S East Dixie Drive      N/S East Dixie Drive    N. Fayetteville Street
                              ---------------------------  ------------------------  ----------------------  ----------------------
    c. City                   Asheboro, NC                 Asheboro, NC              Asheboro, NC            Asheboro, NC
                              ---------------------------  ------------------------  ----------------------  ----------------------
    d. Distance from subject  N/A                          Across Street             Across Street           1 mile
                              ---------------------------  ------------------------  ----------------------  ----------------------
    e. Contact                Edens & Avant, Inc.          Tricor Development Corp.  Rosen Group Properties  Lat Purser & Assoc.
                              ---------------------------  ------------------------  ----------------------  ----------------------
    f. Phone                  803-779-4420                 704-547-0440              212-249-1550            704-374-0999
                              ---------------------------  ------------------------  ----------------------  ----------------------
2.  Attributes

    a. Year built             1981                         1988                      1968                    1986
                              ---------------------------  ------------------------  ----------------------  ----------------------
    b. Net sq. Ft.            51,440                       170,000                   100,000                 49,000
                              ---------------------------  ------------------------  ----------------------  ----------------------
    c. # building             1                            1                         1                       1
                              ---------------------------  ------------------------  ----------------------  ----------------------
    d. #stories               1                            1                         1                       1
                              ---------------------------  ------------------------  ----------------------  ----------------------
    e. Avg. Floor plate size
         (SF), if office      N/A                          N/A                       N/A                     N/A
                              ---------------------------  ------------------------  ----------------------  ----------------------
    f. # elevators            N/A                          N/A                       N/A                     N/A
                              ---------------------------  ------------------------  ----------------------  ----------------------
    g. Parking                Adequate                     Adequate                  Adequate                Adequate
                              ---------------------------  ------------------------  ----------------------  ----------------------
    h. Construction Type      Brick/Concrete Block         Brick/Concrete Block      Brick/Concrete Block    Brick/Concrete Block
                              ---------------------------  ------------------------  ----------------------  ----------------------
    i. Vacancy %              0%                           5.80%                     7.50%                   4.78%
                              ---------------------------  ------------------------  ----------------------  ----------------------
    j. Anchors, if Retail     Food Lion                    Wal-Mart, Harris Teeter   Winn-Dixie, Revco       Lowe's Foods, Revco
                              ---------------------------  ------------------------  ----------------------  ----------------------

Comments:

These comparables are located around subject property. Comparables No. 1 and 2 are larger centers while Comparable No. 3 is approximately the same size. Comparable No. 2 is an older center being constructed in 1968 but was renovated in 1987. These comparables have low vacancy rates and have operated at high occupancy rates.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                                SUBJECT          COMPARABLE 1             COMPARABLE 2        COMPARABLE 3
                                                -------          ------------             ------------        ------------
1.  Asking Rental Rate

     a.  Anchor Space                    $4.00                   N/A                      N/A                 N/A
                                         ----------------------  -----------------------  ------------------  --------------------
     b.  Shop Space                      $1.85 - $10.24          $9.00 - $11.00           $3.00 - $10.50      $8.00 - $9.00
                                         ----------------------  -----------------------  ------------------  --------------------
2.  Lease Type (Gross/Net)               Triple Net              Triple Net               Triple Net          Triple Net
                                         ----------------------  -----------------------  ------------------  --------------------
3.  Rent Concessions                     None                    None                     None                None
                                         ----------------------  -----------------------  ------------------  --------------------
4.  Effective Rent                       $1.85 - $10.24          $9.00 - $11.00           $3.00 - $10.50      $8.00 - $9.00
                                         ----------------------  -----------------------  ------------------  --------------------
5.  TI Allowance                         None                    None                     None                None
                                         ----------------------  -----------------------  ------------------  --------------------
6.  Expense Stop                         None                    None                     None                None
                                         ----------------------  -----------------------  ------------------  --------------------
7.  Length of Lease Term                 3 - 5 years (shop)      3 -5 years (shop)        3 - 5 years (shop)  3-5 years (shop)
                                         ----------------------  -----------------------  ------------------  --------------------
8.  Commissions                          5.00% to 7.00%          5.00% to 7.00%           5.00% to 7.00%      5.00% - 7.00%
                                         ----------------------  -----------------------  ------------------  --------------------
9.  Percentage Rent                                              Wal-Mart, Harris Teeter  Winn-Dixie, Revco   Lowe's Foods, Revco
     (per lease terms)                   Food Lion
                                         ----------------------  -----------------------  ------------------  --------------------
10. Historical Annual
     Absorption/sq.ft.                   N/A                     N/A                      N/A                 N/A
                                         ----------------------  -----------------------  ------------------  --------------------
11. Annual Operating Expense
     psf (Including taxes)               N/A                     N/A                      N/A                 N/A
                                         ----------------------  -----------------------  ------------------  --------------------

C.  RANK RELATIVE TO
        SUBJECT

      (inferior, similar, superior)      N/A                     superior                 similar             similar
                                         ----------------------  -----------------------  ------------------  --------------------

D. EXPLAIN RANKING/COMMENTS:

The rental rates for subject are reasonable and within range of these comparables. Comparable No. 2 has a wide range, but this is because of a Big Lots Store. Comparable No. 1 has been rated superior as the major tenants are Wal-Mart and Harris-Teeter and this strengthens the income stream. The other comparables have similar income streams to subject and have been rated as similar.

[LOGO]

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1

                               [GRAPHIC OMITTED]


Name:                                    The Village Marketplace
Location:                                S/S East Dixie Drive
                                         Asheboro, North Carolina
Year Built:                              1988
Total Size:                              170,000 SF
Vacant Space:                              9,860 SF
Vacancy Rate:                                5.80%
Rental Range:                            $9.00 - $11.00  per square foot
Tenant Expenses:                         Triple Net

Remarks:

This center is anchored by Wal-mart and Harris-Teeter. Occupancy rate has always been high.

[LOGO]

Comparable Rental No. 2

                               [GRAPHIC OMITTED]


Name:                                    Hammer Village
Location:                                N/S East Dixie Drive
                                         Asheboro, North Carolina
Year Built:                              1968
Total Size:                              100,000 SF
Vacant Space:                              7,500 SF
Vacancy Rate:                                 7.50%
Rental Range:                            $3.00 - $10.50 per square foot
Tenant Expenses:                         Triple Net

Remarks:

This is an older center with major tenants being Big Lots, Winn-Dixie and Revco. The Winn-Dixie Store contains 30,912 square feet. The center was renovated in 1987.

[LOGO]

Comparable Rental No. 3

                               [GRAPHIC OMITTED]


Name:                            Lowes Plaza
Location:                        N. Fayetteville Street
                                 Asheboro, North Carolina
Year Built:                      1986
Total Size:                      49,000 SF
Vacant Space:                     2,342 SF
Vacancy Rate:                       4.78%
Rental Range:                    $8.00 - $9.00 per square foot for the shops
Tenant Expenses:                 Triple Net

Remarks:

This center has experienced a high occupancy rate. Lowe's Foods and Revco Drugs are the major tenants.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                              SUBJECT         COMPARABLE 1           COMPARABLE 2
                                              -------         ------------           ------------
1.   Identification

     a.  Name                        Crossroads Shopping      St. Andrews Crossing   Eastgate Shop. Center
                                     Center.
                                     -----------------------  ---------------------  ----------------------
     b.  Street Address              1317 East Dixie Drive    817 St. Andrews Road   NWC Whiskey Rd. &
                                                                                     Eastgate Dr.
                                     -----------------------  ---------------------  ----------------------
     c.  City                        Asheboro, NC             Columbia, SC           Aiken, SC
                                     -----------------------  ---------------------  ----------------------
     d.  Distance from Subject       N/A                      8 miles                56 miles
                                     -----------------------  ---------------------  ----------------------
2.  Attributes

     a.  Year Built                  1981                     1994                   1995
                                     -----------------------  ---------------------  ----------------------
     b.  Net sq. feet                51,440 SF                66,910 SF              75,716 SF
                                     -----------------------  ---------------------  ----------------------
     c.  # Buildings                 1                        1                      1
                                     -----------------------  ---------------------  ----------------------
     d.  # of Stories                1                        1                      1
                                     -----------------------  ---------------------  ----------------------
     e.  Vacancy %                    0%                       0%                     5.00%
                                     -----------------------  ---------------------  ----------------------
3.  Sales Information

     a.  Sales Price                 N/A                      $6,550,000             $6,675,000
                                     -----------------------  ---------------------  ----------------------
     b.  Sales Price PSF             N/A                      $97.89                 $88.16
                                     -----------------------  ---------------------  ----------------------
     c.  Date                        N/A                      05-25-94               09-28-95
                                     -----------------------  ---------------------  ----------------------
     d.  NOI at time of Sale         N/A                      $634,797               $657,896
                                     -----------------------  ---------------------  ----------------------
     e.  Cap. Rate                   N/A                      9.69%                  9.86%
                                     -----------------------  ---------------------  ----------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)   N/A                      superior               similar
                                     -----------------------  ---------------------  ----------------------

                                       COMPARABLE 3         COMPARABLE 4
                                       ------------         ------------

1.   Identification

     a.  Name                          One Norman Center    Paw Creek
                                                            Commons
                                       ------------------   -------------------
     b.  Street Address                19706 One Norman     E/S Little Rock Rd.
                                       Blvd.                at Freedom Dr.
                                       ------------------   -------------------
     c.  City                          Cornelius, NC        Charlotte, NC
                                       ------------------   -------------------
     d.  Distance from Subject         100 miles            92 miles
                                       ------------------   -------------------
2.  Attributes

     a.  Year Built                    1993                 1996
                                       ------------------   -------------------
     b.  Net sq. feet                  54,185 SF            66,050
                                       ------------------   -------------------
     c.  # Buildings                   1                    1
                                       ------------------   -------------------
     d.  # of Stories                  1                    1
                                       ------------------   -------------------
     e.  Vacancy %                      0%                   2.73%
                                       ------------------   -------------------
3.  Sales Information

     a.  Sales Price                   $4,650,000           $5,384,000
                                       ------------------   -------------------
     b.  Sales Price PSF               $85.82               $77.52
                                       ------------------   -------------------
     c.  Date                          10-12-95             03-25-97
                                       ------------------   -------------------
     d.  NOI at time of Sale           $450,188             $517,412
                                       ------------------   -------------------
     e.  Cap. Rate                     9.68%                9.61%
                                       ------------------   -------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)     similar              superior
                                       ------------------   -------------------

Explain Ranking/Comments:

These comparable sales are similar to subject as the income streams are similar as well as the tenant mix. Comparables No. 1 and 4 have been rated superior because of location and the rental rates for the shops being higher.

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Comparable Sale No. 1

                               [GRAPHIC OMITTED]


TMS:                        6012 -1 -1
Name:                       St. Andrews Crossing
Location:                   817 St. Andrews Road, Columbia, SC
Grantor:                    Hayley-Redd, L.P.
Grantee:                    F.A.C. Properties
Deed Reference:             Book 1199, Page 331
Date:                       May 25, 1994
Sales Price:                $6,550,000
Adjusted Sales Price:       $6,550,000
Size building               66,910
Sales Price per S.F.:       $97.89
Size Land (Acres):          8.08
Size Land (S.F.):           351,965
Year Built:                 1994
Land/Building Ratio:        5.26 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $686,905
EGIM:                       9.54
Net Operating Income:       $634,797
Overall Rate:               9.69%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

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Comparable Sale No. 2

                               [GRAPHIC OMITTED]


TMS:
Name:                       Eastgate Shopping Center
Location:                   Northwest Corner of Whiskey Road & Eastgate Drive
                            Aiken, SC
Grantor:                    Southwest U.S. Retail, LP
Grantee:                    PDG Aiken Partners, LP
Deed Reference:             N/A
Date:                       September 28, 1995
Sales Price:                $6,675,000
Adjusted Sales Price:       $6,675,000
Size building:              75,716
Sales Price per S.F.:       $88.16
Size Land (Acres):          8.79
Size Land (S.F.):           382,892
Year Built:                 1995
Land/Building Ratio:        5.06 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $782,704
Effective Gross Income:     $782,704
EGIM:                       8.53
Net Operating Income:       $657,896
Overall Rate:               9.86%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

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Comparable Sale No. 3

                               [GRAPHIC OMITTED]


Name:                       One Norman Center
Location:                   19706 One Norman Boulevard
                            Cornelius, Mecklenburg County, NC
Grantor:                    One Norman Center, LP
Grantee:                    Lucky Realty
Deed Reference:             Book 8325, Page 721
Date:                       October 12, 1995
Sales Price:                $4,650,000
Adjusted Sales Price:       $4,650,000
Size building:              54,185
Sales Price per S.F.:       $85.82
Size Land (Acres):          5.69
Size Land (S.F.):           247,856
Year Built:                 1993
Land/Building Ratio:        4.57 to 1
Utilities:                  All Public
Zoning:                     CUB-2
Financing:                  Cash to Seller
Gross Potential Income:     $474,591 - $8.76/SF
Effective Gross Income:     $474,591 - $8.76/SF
Gross Income Multiple:      9.80
EGIM:                       9.80
Net Operating Income:       $450,188 - $8.31/SF
Overall Rate:               9.68%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

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Comparable Sale No. 4

                               [GRAPHIC OMITTED]


TMS:                        59-231-22,23 pt.
Name:                       Paw Creek Commons
Location:                   East side of Little Rock Road at Freedom Drive
Grantor:                    Paw Creek, LLC
Grantee:                    Paw Creek Crossing Limited Partnership
Deed Reference:             Book 8988, Page 519
Date:                       March 25, 1997
Sales Price:                $5,120,000
Adjusted Sales Price:       $5,384,000
Size building:              66,050
Sales Price per S.F.:       $77.52
Size Land (Acres):          9.82
Size Land (S.F.):           427,759
Year Built:                 1996
Land/Building Ratio:        6.48 to 1
Utilities:                  Municipal
Zoning:                     CC, Commercial Center
Financing:                  Cash to Seller
Gross Potential Income:     $568,840
Effective Gross Income:     $552,054
Gross Income Multiple:      9.00
EGIM:                       9.27
Net Operating Income:       $517,412
Overall Rate:               9.61%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

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ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

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                               [GRAPHIC OMITTED]

                               Comparable Rentals

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                               [GRAPHIC OMITTED]

                               Improved Sales Map

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                               [GRAPHIC OMITTED]

                                   Site Plan

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Date: 04/08/97                 EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Property:   CROSSROADS SHOPPING CENTER
            1317 EAST DIXIE DRIVE
            ASHEBORO, NC 27203-0000
Column Legends:
      Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                       LEASE TERM                        RENT INFORMATION
                                                                                             per                  Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin   Base Rent

-------------------------------------------------------------------------------------------------------------------------
PIECE GOODS #0173
PIECE GOODS SHOPS CO. L.P.      644-    10     4,800          01/01/97    12/31/01           0.00                   0.00
                                                                                             6.75   01/01/92   32,400.00
                                                                                             0.00                   0.00
                                                                                             9.66   01/01/97   46,357.92
-------------------------------------------------------------------------------------------------------------------------
DUEL VIDEO
DONALD HOWARD ALLRED            644-    20     4,400          04/01/95    03/31/00           7.85   04/01/92   34,539.96
                                                                                             8.25   04/01/95   36,300.00
                                                                                             8.25   08/01/95   36,300.00
-------------------------------------------------------------------------------------------------------------------------
ASSOCIATES FINANCIAL SERVICES
ASSOCIATES FINANCIAL SERVICES   644-    40     1,640          06/01/96    05/31/01           0.00                   0.00
                                                                                             9.00   07/01/91   14,760.00
                                                                                             9.79   06/01/94   16,056.00
                                                                                            10.24   06/01/96   16,800.00
-------------------------------------------------------------------------------------------------------------------------
FOOD LION #0047
                                644-    60    30,600          11/23/81    11/30/06           4.00   04/01/91  122,250.00
                                                                                             0.00                   0.00
                                                                                             0.00                   0.00
                                                                                             0.00                   0.00
-------------------------------------------------------------------------------------------------------------------------
BLAZER FINANCIAL
BLAZER FINANCIAL SERVICES, IN   644-    80     1,633          04/01/96    03/31/01           7.50   09/01/92   12,240.00



-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over    Brk

-----------------------------------------------------------------------------------------------------------------------------------
PIECE GOODS #0173
PIECE GOODS SHOPS CO. L.P.     PRS     1986  PRS      1986  Full       0  01/01/97   12/31/01     0.00       4.00             0  Y
                                                                          01/01/02   12/31/06     0.00       4.00       810,000  Y
                                                                                                  0.00       4.00             0  Y
                                                                                                  0.00       4.00     1,158,900  Y
-----------------------------------------------------------------------------------------------------------------------------------
DUEL VIDEO
DONALD HOWARD ALLRED           PRS     1994  PRS      1994  Full       0                          0.00       0.00             0
                                                                                                  0.00       0.00             0
                                                                                                  0.00       0.00             0
-----------------------------------------------------------------------------------------------------------------------------------
ASSOCIATES FINANCIAL SERVICES
ASSOCIATES FINANCIAL SERVICES  Full       0  Full        0  Full       0  06/01/91   05/31/96     9.00       0.00             0
                                                                          06/01/01   05/31/06     0.00       0.00             0
                                                                                                  0.00       0.00             0
                                                                                                  0.00       0.00             0
-----------------------------------------------------------------------------------------------------------------------------------
FOOD LION #0047
                               PRS     1982  None        0  Full       0  12/01/06   11/30/11     0.00       0.00             0
                                                                          12/01/11   11/30/16     0.00       0.00             0
                                                                          12/01/16   11/30/21     0.00       0.00             0
                                                                          12/01/21   11/30/26     0.00       0.00             0
-----------------------------------------------------------------------------------------------------------------------------------
BLAZER FINANCIAL
BLAZER FINANCIAL SERVICES, IN  Full       0  Full        0  Full       0                          0.00       0.00             0



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Date: 04/08/97                 EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Property:   CROSSROADS SHOPPING CENTER
            1317 EAST DIXIE DRIVE
            ASHEBORO, NC 27203-0000
Column Legends:
      Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                       LEASE TERM                        RENT INFORMATION
                                                                                             per                 Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin  Base Rent

-------------------------------------------------------------------------------------------------------------------------

BLAZER FINANCIAL
BLAZER FINANCIAL SERVICES, IN   644-    80      1,633         04/01/96    03/31/01           7.50   04/01/96   12,247.56
-------------------------------------------------------------------------------------------------------------------------
RENT-A-CENTER
THORN AMERICAS,INC.             644-    90      2,367         06/01/95    06/30/98           0.00                   0.00
                                                                                             0.00                   0.00
                                                                                             7.25   07/01/92   17,160.72
                                                                                             8.00   06/01/95   18,936.00
                                                                                             8.00   09/01/95   18,936.00
-------------------------------------------------------------------------------------------------------------------------
VEHICLE PARTS/CRAZY JOE'S
WALLACE REID KEARNS & ROBERT    644-    70A     6,000         12/01/84    11/30/99           1.25   03/01/92    7,500.00
                                                                                             2.60   12/01/94   15,600.00
                                                                                             1.85   03/01/95   11,100.00
-------------------------------------------------------------------------------------------------------------------------
GOODWILL INDUS.REHAB.CTR.
GOODWILL INDUST. REHAB. CTR O   644-    70B     6,000         03/01/95    02/28/98           0.00                   0.00
                                                                                             0.00   03/01/93   36,000.00
                                                                                             6.00   03/01/95   39,000.00
-------------------------------------------------------------------------------------------------------------------------
                  Square Feet:  Occupied..     51,440                               Current Annual Base Rent  302,991.48
                                Available.          0
                                Total.....     51,440


----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount  Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over   Brk

----------------------------------------------------------------------------------------------------------------------------------

BLAZER FINANCIAL
BLAZER FINANCIAL SERVICES, IN   Full        0  Full        0  Full    0                             0.00        0.00         0
----------------------------------------------------------------------------------------------------------------------------------
RENT-A-CENTER
THORN AMERICAS,INC.             Full        0  Full        0  Full    0      06/01/95  06/01/98     0.00        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
----------------------------------------------------------------------------------------------------------------------------------
VEHICLE PARTS/CRAZY JOE'S
WALLACE REID KEARNS & ROBERT    PRS      1991  PRS      1991  Full    0                             0.00        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
----------------------------------------------------------------------------------------------------------------------------------
GOODWILL INDUS.REHAB.CTR.
GOODWILL INDUST. REHAB. CTR O   PRS      1991  PRS      1991  Full    0      03/01/98  11/30/99     0.00        5.00   250,000
                                                                                                    0.00        5.00         0
                                                                                                    0.00        5.00         0
----------------------------------------------------------------------------------------------------------------------------------

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USA COUNTIES 1996

Geographic Area: Randolph, NC (37151)
Table: GENERAL PROFILE

POPULATION AND HOUSING (Bureau of the Census)
  Total resident population:
    1995 ..........................................................     114,624
      Percent 65 years and over ...................................        12.7
    1990 ..........................................................     106,546
    1980 ..........................................................      91,300
  Occupied housing units, 1990 ....................................      41,096
    Percent owner occupied ........................................        77.0
BIRTHS AND DEATHS (National Center for Health Statistics)
  Births, 1993 ....................................................       1,524
    Per 1,000 resident population .................................        13.7
    Percent to mothers under 20 years of age ......................        15.4
  Deaths, 1993 ....................................................         957
    Per 1,000 resident population .................................         8.6
  Infant deaths per 1,000 live births, 1993 .......................         5.9
EDUCATION (Bureau of the Census)
  Persons 25 years and over, 1990 .................................      70,226
    Percent high school graduates .................................        62.0
    Percent college graduates .....................................         9.1
LABOR FORCE (Bureau of Labor Statistics)
  Civilian labor force, 1994 ......................................      65,545
    Percent unemployed ............................................         3.0
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
  Total establishments, 1993 ......................................       2,322
    Percent retail trade ..........................................        24.8
    Percent services ..............................................        27.0
  Paid employees, 1993 (pay period including March 12) ............      39,651
  Annual payroll, 1993 ($1,000) ...................................     732,742
PERSONAL INCOME (Bureau of Economic Analysis)
  Total personal income, 1993 ($1,000) ............................   1,910,815
    Per capita (dollars) ..........................................      17,127
AGRICULTURE (Bureau of the Census)
  Number of farms, 1992 ...........................................       1,293
    Land in farms as percent of total land ........................          29
RETAIL TRADE (Bureau of the Census)
  Retail sales, 1992 ($1,000) .....................................     615,187
    Per capita (dollars) ..........................................       5,570
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
  Number of offices, June 30, 1994 ................................          38
    Total deposits ($1,000) .......................................     933,718
SOCIAL PROGRAMS (Social Security Administration)
  Total Social Security recipients, December 1993 .................      18,825
    Retired workers ...............................................      12,675
  Supplementary Security Income recipients, December 1994 .........       1,582
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
  Total direct expenditures or obligations per capita:
    1994 (dollars) ................................................       2,157
    1990 (dollars) ................................................       1,600

(NA) Not available.  (D) Avoid disclosure of confidential information.
(X)  Not applicable.  (S) Does not meet publication standards.
(Z)  Value > 0 but < half unit of measure shown.
NOTE:  0 data may indicate geographic/data footnotes.

Source: U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

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PHOTOGRAPHS OF SUBJECT PROPERTY


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                             U.S. Highway #64 North


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                             U.S. Highway #64 South

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                    North Carolina Highway #42 Looking East


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                    North Carolina Highway #42 Looking West

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               Entrance to Subject from North Carolina Highway #42


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                           Subject Front And Side View

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                           Subject Front And Side View


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                           Subject Front And Side View

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                           Subject Front And Side View


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                               Subject Front View

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                               Subject Front View

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                           Subject Rear and Side View

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                                Subject Rear View


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                                Subject Rear View

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                                Subject Rear View


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                                Subject Rear View

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                                Subject Rear View

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

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                                  Market Study

                                CUNNINGHAM PLACE

                            1600 Fort Campbell Blvd.
                    Clarksville, Montgomery County, Tennessee




                                   Prepared by

                             O. Marshall Dodds, MAI

                      Date of Market Study - April 22, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]



                                                    April 22, 1997



Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re:  Market Study
     Cunningham Place
     1600 Fort Campbell Boulevard
     Clarksville, Montgomery County, Tennessee

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 22, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The subject property consists of a community shopping center that contains 149,744 square feet of leasable area. The center was constructed in 1987. The anchor tenants are Wal-Mart Stores, Inc., and Winn-Dixie Stores, Inc. The subject property is currently 100.0 % occupied. Wal-Mart Stores have vacated the premises and now occupy a new SuperStore that is located in the same block as subject. The former Wal-Mart Store is now occupied by Wal-Mart Furniture Company. This is a retail furniture store. Wal-Mart will continue to pay rent on the store until May 30, 2007.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary.

                                             Respectfully submitted,

                                             O. MARSHALL DODDS COMPANY, INC.



                                             /s/ O. Marshall Dodds, MAI
                                             ----------------------------------
                                             O. Marshall Dodds, MAI
                                             State Certified General
                                             Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

The City of Clarksville and Montgomery County are located in the north central portion of the state of Tennessee at the Kentucky/Tennessee state line. Clarksville is located 46 miles northwest of Nashville, Tennessee; 171 miles southwest of Louisville, Kentucky; and 95 miles south of Evansville, Indiana. The 1995 census reported the population in the city to be 89,243 and in the county to be 114,515. The population of the county is projected to increase to approximately 129,991 by 2000 and to approximately 147,339 by 2005. Some of the major employers are Trane Company-HVAC Equipment-1,600 employees; Jostens Printing and Publishing Division-yearbooks and commercial printing-770 employees; and Quebecor Printer-Clarksville-magazines-750 employees. The Fort Campbell Military Reservation is located in the northern portion of Clarksville and Montgomery County. There are more than 21,650 military personnel stationed at Ft. Campbell representing an annual payroll exceeding approximately $900,000,000. The city of Clarksville and Montgomery County have a stable and diversified economic base and have experienced commercial and residential growth in recent years.

The unemployment rate for Montgomery County was 4.3 percent and the SMA was 4.7 percent.

Neighborhood and Site

The neighborhood would generally include the western portion of the City of Clarksville. The development within the subject neighborhood is a mixture of commercial and residental properties. This is an old section of the City of Clarksville and is practically fully developed. Part of the growth can be attributed to the fact that the immediate neighborhood is just south of the Fort Campbell Military Reservation and four miles north of the central business district of Clarksville. Major shopping centers located in the neighborhood would include the Northpark Center and the Kroger/K-Mart Center. The K-Mart Store is closed and has been so for some time. The major tenant in Northpark Center is Food Lion. There is one large store containing 22,000 square feet that is vacant and was formerly occupied by Drugs For Less. This tenant continues to pay the monthly rental. There is a new Wal-Mart SuperStore that has been constructed in the same block as subject and also a Kroger Store is planned that will be located on Dover Road which is south of subject.

Physical features are as follows:

1.  Size                  23.13 acres or 1,007,543 SF

2.  Identity              1600 Fort Campbell Blvd.
                          TMS# 043-001.09

3.  Shape                 Irregular

4.  Topography            Generally level and on street grade with Fort Campbell
                          Boulevard

5.  Accessability         Good

6.  Utilities             Municipal

Physical Description

Building features are as follows:

1.  Size (net)           149,744 SF

2.  Layout & Design      One story - discount store - food store - seventeen
                         shops

3.  Parking Spaces       1,185
                         7.91 per 1,000 square feet of net area

4.  Construction         Brick and glass front with concrete block on side
                         and rear and metal seam roof.

Market Position and Marketability Conclusions

The subject property is located in the western section of the City of Clarksville. This is an older area that is practically fully developed. The reason for this is this neighborhood is located just to the south of the Fort Campbell Military Reservation. There are several shopping facilities along Fort Campbell Boulevard which includes subject property and the new Wal-Mart SuperStore that was completed recently. The Northpark Shopping Center is also located on Fort Campbell Boulevard across Cunningham Lane from subject property. The other shopping centers are located between subject property and the downtown area of Clarksville.

The Northpark Plaza is located on Fort Campbell Boulevard and has rental rates from $7.00 to $8.50 per square foot. The Hampton Plaza is located along Wilma Rudolph Boulevard and the rental rates range from $5.00 per square to $10.00 per square foot for the shops. The Austin Square is located on Wilma Rudolph Boulevard and the rental rates for the shops range from $9.00 to $10.50 per square foot. The Clarksville Commons is located on the southeast corner of Madison Street and Ashland City Road. The rental rates from $10.25 to $11.75 per square foot.

The subject property has fifteen shops and the rental rates for these shops range from $5.00 to $10.00 per square foot. The Wal-Mart Store has a rental rate of $3.40 per square foot. The Wal-Mart Store has moved into the Wal-Mart SuperStore and the store is presently occupied by Wal-Mart Furniture Company. Wal-Mart will continue to pay rent on this store until May 30, 2007.

Trends:

The subject property is located in the western section of the City of Clarksville. This area has developed over the years and is practically fully developed with single family residential properties and commercial properties being located along Fort Campbell Boulevard. There is some new growth and this can be seen with the new Wal-Mart SuperStore that has been constructed in the same block as subject. Also a new Kroger Store is planned and this will be located on Dover Road. The 101st Airborne Division Parkway has been completed and extends from Fort Campbell Boulevard to Wilma Rudolph Boulevard.

The neighborhood is considered to be stable with some new growth occurring. All trends are favorable.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES

A   PROPERTY DESCRIPTION

                                              SUBJECT                 COMPARABLE 1                    COMPARABLE 2
                                              -------                 ------------                    ------------
1.  Identification
     a.  Name                        Cunningham Place                 Northpark Plaza                 Hampton Plaza
                                     --------------------------       -------------------------       -----------------------
     b.  Street                      NWC Ft. Campbell Blvd.           SWC Ft. Campbell Blvd.          2864 Wilma Rudolph
                                     & Cunningham Lane                & Cunningham Lane               Blvd.
                                     --------------------------       -------------------------       -----------------------
     c.  City                        Clarksville, TN                  Clarksville, TN                 Clarksville, TN
                                     --------------------------       -------------------------       -----------------------
     d.  Distance from subject       N/A                              5 miles                         5 miles
                                     --------------------------       -------------------------       -----------------------
     e.  Contact                                                      EHM Commercial
                                     Edens & Avant, Inc.              Properties                      Edens & Avant, Inc
                                     --------------------------       -------------------------       -----------------------
     f.  Phone                       803-779-4420                     615-648-4700                    803-799-4420
                                     --------------------------       -------------------------       -----------------------
2.  Attributes
     a.  Year built                  1987                             1973                            1988
                                     --------------------------       -------------------------       -----------------------
     b.  Net sq. Ft.                 149,744                          100,325                         189,302
                                     --------------------------       -------------------------       -----------------------
     c. # building                   1                                1                               1
                                     --------------------------       -------------------------       -----------------------
     d. #stories                     1                                1                               1
                                     --------------------------       -------------------------       -----------------------
     e. Avg. Floor plate size
         (SF), if office             N/A                              N/A                             N/A
                                     --------------------------       -------------------------       -----------------------
     f. # elevators                  N/A                              N/A                             N/A
                                     --------------------------       -------------------------       -----------------------
     g. Parking                      Adequate                         Adequate                        Adequate
                                     --------------------------       -------------------------       -----------------------
     h. Construction Type            Brick/Concrete Block             Brick/Concrete Block            Brick/Concrete Block
                                     --------------------------       -------------------------       -----------------------
     I.  Vacancy %                   0%                               0%                              2.63%
                                     --------------------------       -------------------------       -----------------------
     j.  Anchors, if Retail          Wal-Mart, Winn-Dixie             Food Lion, Big B Drugs          Wal-Mart, Michaels
                                                                                                      Arts & Crafts
                                     --------------------------       -------------------------       -----------------------

I.  COMPARABLE PROPERTIES

A   PROPERTY DESCRIPTION

                                     COMPARABLE 3                  COMPARABLE 4
                                     ------------                  ------------
1.  Identification
     a.  Name                        Austin Square                 Clarksville Commons
                                     ------------------------      -----------------------
     b.  Street                      2710 Wilma Rudolph            SEC Madison Street
                                     Blvd.                         & Ashland City Rd.
                                     ------------------------      -----------------------
     c.  City                        Clarksville, TN               Clarksville, TN
                                     ------------------------      -----------------------
     d.  Distance from subject       1/2 mile                      4 miles
                                     ------------------------      -----------------------
     e.  Contact                     J & W Management              CHM Commercial
                                     Corp.                         Properties
                                     ------------------------      -----------------------
     f.  Phone                       212-265-6600                  615-648-4700
                                     ------------------------      -----------------------
2.  Attributes
     a.  Year built                  1993                          1990
                                     ------------------------      -----------------------
     b.  Net sq. Ft.                 322,425                       44,000
                                     ------------------------      -----------------------
     c. # building                   1                             1
                                     ------------------------      -----------------------
     d. #stories                     1                             1
                                     ------------------------      -----------------------
     e. Avg. Floor plate size
         (SF), if office             N/A                           N/A
                                     ------------------------      -----------------------
     f. # elevators                  N/A                           N/A
                                     ------------------------      -----------------------
     g. Parking                      Adequate                      Adequate
                                     ------------------------      -----------------------
     h. Construction Type            Brick/Concrete Block          Brick/Concrete Block
                                     ------------------------      -----------------------
     I.  Vacancy %                   43.0%                         3.80%
                                     ------------------------      -----------------------
     j.  Anchors, if Retail
                                     K-Mart, Lowe's                Food Lion
                                     ------------------------      -----------------------

Comments:

Comparable No. 1 is located on Fort Campbell Boulevard and is across Cunningham Lane from subject property. Comparables No. 2 and 3 are located on Wilma Rudolph Boulevard and Comparable No. 4 is located on Madison Street and Ashland City Road. Comparable No. 2 is very similar to subject as this center had a Wal-Mart Store such as subject and Wal-Mart has vacated the premises and moved to a SuperStore that is located next door to the Hampton Plaza. Sam's Club has occupied the former Wal-Mart Store. Northpark Plaza is a neighborhood shopping center with Food Lion as a major tenant and Big B Drugs paying rent on on a store that is vacant at this time. The Austin Square is anchored by K-Mart and Lowe's and a number of shops. This center is experiencing a high vacancy rate at this time. The Clarksville Commons is a neighborhood center with the major tenant being Food Lion.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                                  SUBJECT               COMPARABLE 1                  COMPARABLE 2
                                                  -------               ------------                  ------------
1.  Asking Rental Rate
     a.  Anchor Space                    $3.40                          N/A                           $3.00 - $5.50
                                         -------------------------      ------------------------      -----------------------
     b.  Shop Space                      $7.50 - $12.00                 $7.00 - $8.50                 $5.00 - $10.00
                                         -------------------------      ------------------------      -----------------------
2.  Lease Type (Gross/Net)               Triple Net                     Triple Net                    Triple Net
                                         -------------------------      ------------------------      -----------------------
3.  Rent Concessions                     None                           None                          None
                                         -------------------------      ------------------------      -----------------------
4.  Effective Rent                       $7.50 - $12.00                 $7.00 - $8.50                 $5.00 - $10.00
                                         -------------------------      ------------------------      -----------------------
5.  TI Allowance                         None                           None                          None
                                         -------------------------      ------------------------      -----------------------
6.  Expense Stop                         None                           None                          None
                                         -------------------------      ------------------------      -----------------------
7.  Length of Lease Term                 3 - 5 years (shop)             3 -5 years (shop)             3 - 5 years (shop)
                                         -------------------------      ------------------------      -----------------------
8.  Commissions                          5.00% to 7.00%                 5.00% to 7.00%                5.00% to 7.00%
                                         -------------------------      ------------------------      -----------------------
9.  Percentage Rent                                                     Big B Drugs, Food
     (per lease terms)                   Wal-Mart, Winn Dixie           Lion                          Michaels, Wal-Mart
                                         -------------------------      ------------------------      -----------------------
10. Historical Annual
         Absorption/sq.ft.               N/A                            N/A                           N/A
                                         -------------------------      ------------------------      -----------------------
11. Annual Operating Expense
        psf (Including taxes)            N/A                            N/A                           N/A
                                         -------------------------      ------------------------      -----------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)      N/A                            similar                       similar
                                         -------------------------      ------------------------      -----------------------

B.  RENTAL INFORMATION

                                        COMPARABLE 3               COMPARABLE 4
                                        ------------               ------------
1.  Asking Rental Rate
     a.  Anchor Space                   N/A                        N/A
                                        ---------------------      -------------------------
     b.  Shop Space                     $9.00 - $10.50             $10.25 - $11.75
                                        ---------------------      -------------------------
2.  Lease Type (Gross/Net)              Triple Net                 Triple Net
                                        ---------------------      -------------------------
3.  Rent Concessions                    None                       None
                                        ---------------------      -------------------------
4.  Effective Rent                      $9.00 - $10.50             $10.25 - $11.75
                                        ---------------------      -------------------------
5.  TI Allowance                        None                       None
                                        ---------------------      -------------------------
6.  Expense Stop                        None                       None
                                        ---------------------      -------------------------
7.  Length of Lease Term                3-5 years (shop)           3-5 years (shop)
                                        ---------------------      -------------------------
8.  Commissions                         5.00% - 7.00%              5.00% - 7.00%
                                        ---------------------      -------------------------
9.  Percentage Rent
     (per lease terms)                  K-Mart, Lowe's             Food Lion
                                        ---------------------      -------------------------
10. Historical Annual
         Absorption/sq.ft.              N/A                        N/A
                                        ---------------------      -------------------------
11. Annual Operating Expense
        psf (Including taxes)           N/A                        N/A
                                        ---------------------      -------------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)     similar                    similar
                                        ---------------------      -------------------------

D. EXPLAIN RANKING/COMMENTS:

Subject property is considered to be similar to all of these comparables. Comparable No. 2 is especially comparable as it was built about the same time as subject with Wal-Mart as the major tenant. The rental rates for these centers are approximately the same as with subject.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1


                               [GRAPHIC OMITTED]


Name:                    Northpark Plaza
Location:                SWC Fort Campbell Boulevard & Cunningham Lane
                         Clarksville, TN
Year Built:              1975
Total Size:              100,325 SF
Vacant Space:                1,875 SF
Vacancy Rate:                    1.87%
Rental Range:            $7.00 - $8.50  per square foot
Tenant Expenses:         Triple Net

Remarks:

There were two vacant shops and one large store which was formerly occupied by Drugs For Less. This tenant occupied 22,000 SF and continues to pay rent. There is only one shop (1,875) available for lease.

Comparable Rental No. 2


                               [GRAPHIC OMITTED]


                          Hampton Plaza
Location:                 NWC Ft. Campbell Blvd & Cunningham Lane
                          Clarksville, TN
Year Built:               1988
Total Size:               189,302 SF
Vacant Space:                 4,976 SF
Vacancy Rate:                     2.63%
Rental Range:             $5.00 - $10.00 per square foot
Tenant Expenses:          Triple Net

Remarks:

This is a community shopping center with Wal-Mart as the major tenant, but has vacated the store and moved into a new SuperStore in the same block. Wal-Mart continues to pay rent and Sam's Club now occupys the store. The center has always enjoyed a high occupancy rate.

Comparable Rental No. 3


                               [GRAPHIC OMITTED]


Name:                    Austin Square
Location:                2710 Wilma Rudolph Boulevard
                         Clarksville, TN
Year Built:              1993
Total Size:              322,425 SF
Vacant Space:            138,643 SF
Vacancy Rate:                    43.0%
Rental Range:            $9.00 - $10.50 per square foot for the shops
Tenant Expenses:         Triple Net

Remarks:

This is a center that is anchored by K-Mart and Lowe's. This center is experiencing high vacancy rate at this time.

Comparable No. 4


                               [GRAPHIC OMITTED]


Name:                    Clarksville Commons
Location:                SEC Madison Street & Ashland City Road
                         Clarksville, TN
Year Built:              1990
Total Size:              44,000 SF
Vacant Space:               1,672 SF
Vacancy Rate:                   3.80%
Rental Range:            $10.25 - $11.75 per square foot for the shops
Tenant Expenses:         Triple Net

Remarks:

This is a neighborhood center with Food Lion as the major tenant. It is located adjacent to a K-Mart Store.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                              SUBJECT                COMPARABLE 1                    COMPARABLE 2
                                              -------                ------------                    ------------
1.   Identification
     a.  Name                        Cunningham Place                Triangle Village                Barnwell Plaza
                                     -------------------------       --------------------------      ------------------------
     b.  Street Address              1600 Fort Campbell
                                     Blvd.                           912-934 N. Lake Dr.             1019 Dunbarton Blvd.
                                     -------------------------       --------------------------      ------------------------
     c.  City                        Clarksville, TN                 Lexington, SC                   Barnwell, SC
                                     -------------------------       --------------------------      ------------------------
     d.  Distance from Subject       N/A                             60 miles                        60 miles
                                     -------------------------       --------------------------      ------------------------
2.  Attributes
     a.  Year Built                  1987                            1985                            1985
                                     -------------------------       --------------------------      ------------------------
     b.  Net sq. feet                140,744 SF                      115,754 SF                      70,725 SF
                                     -------------------------       --------------------------      ------------------------
     c.  # Buildings                 1                               1                               1
                                     -------------------------       --------------------------      ------------------------
     d.  # of Stories                1                               1                               1
                                     -------------------------       --------------------------      ------------------------
     e.  Vacancy %                   11.23%                          3.24%                           9.00%
                                     -------------------------       --------------------------      ------------------------
3.  Sales Information
     a.  Sales Price                 N/A                             $4,489,380                      $2,860,620
                                     -------------------------       --------------------------      ------------------------
     b.  Sales Price PSF             N/A                             $38.78                          $40.45
                                     -------------------------       --------------------------      ------------------------
     c.  Date                        N/A                             01-31-95                        01-31-95
                                     -------------------------       --------------------------      ------------------------
     d.  NOI at time of Sale         N/A                             $480,919                        $330,327
                                     -------------------------       --------------------------      ------------------------
     e.  Cap. Rate                   N/A                             10.71%                          11.55%
                                     -------------------------       --------------------------      ------------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)   N/A                             similar                         similar
                                     -------------------------       --------------------------      ------------------------

                                         COMPARABLE 3                  COMPARABLE 4
                                         ------------                  ------------
1.   Identification
     a.  Name                            Hampton Plaza                 Cumberland Plaza
                                         -----------------------       ---------------------
     b.  Street Address                  2864 Wilma Rudolph            209 New Smithville
                                         Blvd.                         Hwy.
                                         -----------------------       ---------------------
     c.  City                            Clarksville, TN               McMinnville, TN
                                         -----------------------       ---------------------
     d.  Distance from Subject           510 miles                     400 miles
                                         -----------------------       ---------------------
2.  Attributes
     a.  Year Built                      1988                          1988
                                         -----------------------       ---------------------
     b.  Net sq. feet                    189,302 SF                    143,951
                                         -----------------------       ---------------------
     c.  # Buildings                     1                             1
                                         -----------------------       ---------------------
     d.  # of Stories                    1                             1
                                         -----------------------       ---------------------
     e.  Vacancy %                       0%                            8.92%
                                         -----------------------       ---------------------
3.  Sales Information
     a.  Sales Price                     $6,150,000                    $5,225,000
                                         -----------------------       ---------------------
     b.  Sales Price PSF                 $32.49                        $36.60
                                         -----------------------       ---------------------
     c.  Date                            12-26-95                      12-26-95
                                         -----------------------       ---------------------
     d.  NOI at time of Sale             $753,627                      $693,726
                                         -----------------------       ---------------------
     e.  Cap. Rate                       12.25%                        13.28%
                                         -----------------------       ---------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)       similar                       similar
                                         -----------------------       ---------------------

Explain Ranking/Comments:

The comparables are similar to subject as they were built about the same time and the tenant mix were about the same. All of these comparables had Wal-Mart stores and had 8 to 10 years remaining on the original lease term. Wal-Mart has built superstores nearby.

Comparable Sale No. 1


                               [GRAPHIC OMITTED]


TMS:
Name:                       Triangle Village
Location:                   U.S. 378 & North Lake Drive (SC#6)
                            Lexington, SC
Grantor:                    1994 N1 SC Associates
Grantee:                    Tri Centers, LP
Deed Reference:             Book 3260, Page 199
Date:                       January 31, 1995
Sales Price:                $4,489,380
Adjusted Sales Price:       $4,489,380
Size building               115,754
Sales Price per S.F.:       $38.78
Size Land (Acres):          12.51
Size Land (S.F.):           544,936
Year Built:                 1985
Land/Building Ratio:        4.71 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $607,469
Effective Gross Income:     $607,469
Gross Income Multiple:      7.39
EGIM:                       7.39
Net Operating Income:       $480,919
Overall Rate:               10.71%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This center is anchored by Wal-Mart (65,904 SF) and Food Lion (25,000 SF) and there are 7 local shops totaling 24,850 SF (21.5 percent). At the time of sale, the center was 98.7 percent occupied with only 2,000 SF vacant. Wal-Mart has a base rent of $3.55 and the lease expires 11/05. Currently, Wal-Mart is paying about $0.50 per SF overage rent and Wal-Mart is expected to leave the center in the near future as no expansion room is available. The estimated cap rate excludes potential overage rent form Wal-Mart and only excludes income from the 2,000 SF vacant bay. Projected expenses include $0.10 per SF reserves. The center is masonry with brick front and metal mansard canopy roof and in average condition. No outparcels were included with this sale.

Comparable Sale No. 2


                               [GRAPHIC OMITTED]


TMS:
Name:                       Barnwell Plaza
Location:                   1019 Dunbarton Boulevard
                            Barnwell, SC
Grantor:                    1994 N1 SC Associates, LP
Grantee:                    Tri Centers, LP
Deed Reference:             Book 282, Page 137
Date:                       January 31, 1995
Sales Price:                $2,860,620
Adjusted Sales Price:       $2,860,620
Size building               70,725
Sales Price per S.F.:       $40.45
Size Land (Acres):          11.28
Size Land (S.F.):           491,357
Year Built:                 1985
Land/Building Ratio:        6.95 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $399,045
Effective Gross Income:     $399,045
Gross Income Multiple:      7.17
EGIM:                       7.17
Net Operating Income:       $330,327
Overall Rate:               11.55%
Verification:               Purchaser
Type of Purchaser:          Private Investor

Comments:

This is a good quality community shopping center located in the town of Barnwell in Barnwell County (pop. 20,000) in western South Carolina. Approximately 91% of the center was comprised of anchor space, including Wal-Mart (34,875 SF), Food Lion (21,000 SF) and Revco Drugs (8,450 SF). The income and expense data here is based on the center's actual performance at the time of sale, and include approximately $0.50 SF in overage rents from Wal-Mart and $0.10 SF in reserves.

Comparable Sale No. 3


                               [GRAPHIC OMITTED]


TMS:
Name:                       Hampton Plaza
Location:                   2864 Wilma Rudolph Boulevard
                            Clarksville, TN
Grantor:                    Aetna Life Insurance Company
Grantee:                    Hampton II, LP
Deed Reference:             Book 580, Page 1793
Date:                       December 26, 1995
Sales Price:                $6,150,000
Adjusted Sales Price:       $6,150,000
Size building:              189,302
Sales Price per S.F.:       $32.49
Size Land (Acres):          23.24
Size Land (S.F.):           1,012,334
Year Built:                 1988
Land/Building Ratio:        5.35 to 1
Utilities:                  All Available
Zoning:                     C-3, Shopping Center District
Financing:                  Cash to Seller
Gross Potential Income:     $966,102
Effective Gross Income:     $937,119
Gross Income Multiple:      6.37
EGIM:                       6.56
Net Operating Income:       $753,627
Overall Rate:               12.25%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a community shopping center with Wal-Mart as a major tenant prior to a new Wal-Mart Superstore being built on the same block. While Wal-Mart remains liable for the lease, the store is vacant. The remainder of the center is occupied.

Comparable Sale No. 4


                               [GRAPHIC OMITTED]


TMS:
Name:                       Cumberland Plaza
Location:                   209 New Smithville Highway
                            McMinnville, TN
Grantor:                    Aetna Life Insurance
Grantee:                    Cumberland II, LP
Deed Reference:             Book 287, Page 204
Date:                       December 26, 1995
Sales Price:                $5,225,050
Adjusted Sales Price:       $5,225,050
Size building:              143,951
Sales Price per S.F.:       $36.30
Size Land (Acres):          19.64
Size Land (S.F.):           855,518
Year Built:                 1988
Land/Building Ratio:        5.94 to 1
Utilities:                  All Available
Zoning:                     C-3, Highway Commercial District
Financing:                  Cash to Seller
Gross Potential Income:     $902,918
Effective Gross Income:     $875,830
Gross Income Multiple:      5.79
EGIM:                       5.97
Net Operating Income:       $693,726
Overall Rate:               13.28%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a community shopping center. Wal-Mart was the major tenant and remains liable for the lease for the remaining term. A new Wal-Mart Superstore was built one block west of this property.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                               ------------------
                               Comparable Rentals
                               ------------------



                                [GRAPHIC OMITTED]

                               ------------------
                               Improved Sales Map
                               ------------------



                                [GRAPHIC OMITTED]

                               ------------------
                                    Site Plan
                               ------------------



                                [GRAPHIC OMITTED]

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  CUNNINGHAM PLACE
           1600 FORT CAMPBELL BLVD.
           CLARKSVILLE, TN 37042
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
--------------------------------------------------------------------------------------------------------------------------
WAL-MART #1075
WAL-MART STORES, INC.             701-  10   81,922          06/01/87  05/30/07         3.40       01/01/96   278,534.76
--------------------------------------------------------------------------------------------------------------------------
PIC 'N PAY #1034- POSTPETITIO
PIC 'N PAY STORES, INC.           701-  20    3,000          02/01/87  01/31/98         0.00                        0.00
                                                                                        0.00                        0.00
                                                                                        0.00                        0.00
--------------------------------------------------------------------------------------------------------------------------
FASHION CENTS #111
NORSTAN APPAREL SHOPES OF N.Y.    701-  30    4,000          08/06/87  08/31/97         0.00                        0.00
                                                                                        0.00                        0.00
                                                                                        0.00                        0.00
--------------------------------------------------------------------------------------------------------------------------
G.Q. FASHIONS
KUMAR MAHBUBANI                   701-  40    3,000          05/01/96  04/30/99         8.00       01/01/96    24,000.00
                                                                                        7.00       05/01/96    21,000.00
                                                                                        7.50       05/01/97    22,500.00
                                                                                        8.00       05/01/98    24,000.00
--------------------------------------------------------------------------------------------------------------------------
V.I.P. NAILS
JIMMY D. PHAN & DIEM DO           701-  50    2,000          08/01/96  07/31/99         0.00                        0.00
                                                                                        0.00                        0.00
                                                                                        8.00       08/01/96    15,999.96
--------------------------------------------------------------------------------------------------------------------------
NY FASHIONS
KUMAR G. MAHBUBANI                701-  60    2,000          08/01/91  07/31/98        10.00       01/01/96    19,999.92

-----------------------------------------------------------------------------------------------------------------------------------
                                          REIMBURSEMENTS                      RENEWAL OPTIONS            PERCENT RENT
                               Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                   Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
-----------------------------------------------------------------------------------------------------------------------------------
WAL-MART #1075
WAL-MART STORES, INC.           Full      0  None       0   Full       0  06/01/97    05/31/12  3.40         0.50            0
-----------------------------------------------------------------------------------------------------------------------------------
PIC 'N PAY #1034- POSTPETITIO
PIC 'N PAY STORES, INC.         Full      0  Full       0   Full       0  02/01/93    01/31/98  9.00         4.00            0  Y
                                                                          02/01/98    01/31/03  9.75         4.00            0  Y
                                                                                                0.00         4.00            0  Y
-----------------------------------------------------------------------------------------------------------------------------------
FASHION CENTS #111
NORSTAN APPAREL SHOPES OF N.Y.  Full      0  Full       0   Full       0  09/01/97    08/31/02  8.00         4.00            0
                                                                          09/01/92    08/31/97  7.50         4.00      700,000
                                                                          09/01/02    08/31/07  8.50         4.00      750,000
-----------------------------------------------------------------------------------------------------------------------------------
G.Q. FASHIONS
KUMAR MAHBUBANI                 Full      0  Full       0   Full       0                        0.00         5.00      480,000  Y
                                                                                                0.00         5.00      420,000  Y
                                                                                                0.00         5.00      450,000  Y
                                                                                                0.00         5.00      480,000  Y
-----------------------------------------------------------------------------------------------------------------------------------
V.I.P. NAILS
JIMMY D. PHAN & DIEM DO         Full      0  Full       0   Full       0  08/01/99    07/31/02  0.00         0.00            0
                                                                                                0.00         0.00            0
                                                                                                0.00         0.00            0
-----------------------------------------------------------------------------------------------------------------------------------
NY FASHIONS
KUMAR G. MAHBUBANI              Full      0  Full       0   Full       0  08/01/95    07/31/98 10.00         5.00      400,000  Y

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  CUNNINGHAM PLACE
           1600 FORT CAMPBELL BLVD.
           CLARKSVILLE, TN 37042
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
NY FASHIONS
KUMAR G. MAHBUBANI                701-  60    2,000          08/01/91  07/31/98         0.00                        0.00
                                                                                        0.00                        0.00
-------------------------------------------------------------------------------------------------------------------------
SALLY BEAUTY #232
SALLY BEAUTY COMPANY, INC.        701-  70    1,600          07/25/97  07/24/02        10.00       07/25/92    15,999.96
                                                                                       10.56       07/25/95    16,899.96
                                                                                       10.75       07/25/97    17,199.96
                                                                                       11.25       07/25/00    18,000.00
-------------------------------------------------------------------------------------------------------------------------
CRITTERS
JASON R. & CHARLES NUGENT         701-  80    1,600          11/14/96  11/30/99         5.95       11/14/96     9,519.96
                                                                                       10.50       12/01/96    16,800.00
                                                                                       11.25       12/01/97    18,000.00
-------------------------------------------------------------------------------------------------------------------------
HOBBY SHOP
THE HOBBY SHOP OF TENNESSEE,      701-  90    1,600          01/01/95  12/31/97        10.01       01/01/95    16,008.00
                                                                                       10.50       01/01/96    16,800.00
-------------------------------------------------------------------------------------------------------------------------
SOUND SHOP
CENTRAL SOUTH MUSIC SALES         701-  100   1,200          07/01/87  06/30/00        10.00       07/01/87    12,000.00
                                                                                       11.00       07/01/92    13,200.00
                                                                                       11.50       07/01/97    13,800.00
-------------------------------------------------------------------------------------------------------------------------
SUBWAY #2964
SUBWAY RESTAURANTS, INC.          701-  110   1,200          08/01/87  07/31/97        10.00       08/01/87    12,000.00
                                                                                       12.00       08/01/92    14,400.00
----------------------------------------------------------------------------------------------------------------------------------
                                         REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                              Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                  Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
----------------------------------------------------------------------------------------------------------------------------------
NY FASHIONS
KUMAR G. MAHBUBANI             Full      0  Full       0   Full       0  08/01/98    07/31/01 10.00         5.00            0  Y
                                                                                               0.00         5.00            0  Y
----------------------------------------------------------------------------------------------------------------------------------
SALLY BEAUTY #232
SALLY BEAUTY COMPANY, INC.     Full      0  Full       0   Full       0  07/25/92    07/24/97 11.50         4.00      400,000
                                                                                               0.00         4.00      422,500  Y
                                                                                               0.00         4.00      430,000  Y
                                                                                               0.00         4.00      450,000  Y
----------------------------------------------------------------------------------------------------------------------------------
CRITTERS
JASON R. & CHARLES NUGENT      Full      0  Full       0   Full       0                        0.00         0.00            0
                                                                                               0.00         0.00            0
                                                                                               0.00         0.00            0
----------------------------------------------------------------------------------------------------------------------------------
HOBBY SHOP
THE HOBBY SHOP OF TENNESSEE,   Full      0  Full       0   Full       0  01/01/98    12/31/00  0.00         5.00      320,200  Y
                                                                                               0.00         5.00      336,000  Y
----------------------------------------------------------------------------------------------------------------------------------
SOUND SHOP
CENTRAL SOUTH MUSIC SALES      Full      0  Full       0   Full       0                        0.00         3.00      500,000
                                                                                               0.00         3.00      460,000
                                                                                               0.00         3.00            0
----------------------------------------------------------------------------------------------------------------------------------
SUBWAY #2964
SUBWAY RESTAURANTS, INC.       Full      0  Full       0   Full       0  08/01/92    07/31/97 12.00         5.00      240,000  Y
                                                                         08/01/97    07/31/02 15.00         5.00      288,000  Y

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  CUNNINGHAM PLACE
           1600 FORT CAMPBELL BLVD.
           CLARKSVILLE, TN 37042
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
SUBWAY #2964
SUBWAY RESTAURANTS, INC.          701-  110   1,200          08/01/87  07/31/97         0.00                        0.00
-------------------------------------------------------------------------------------------------------------------------
FANTASTIC SAMS
B&M ASSOCIATES, INC.              701-  120   1,200          10/01/87  09/30/98         5.50       10/01/93     6,600.00
                                                                                       11.00       01/01/94    13,200.00
                                                                                       11.25       10/01/94    13,500.00
                                                                                       11.50       10/01/96    13,800.00
-------------------------------------------------------------------------------------------------------------------------
ROSALIE'S HALLMARK
LOUIS PILLIOD                     701-  130   3,250          12/01/93  02/28/99         8.50       12/01/93    27,624.96
                                                                                        0.00                        0.00
-------------------------------------------------------------------------------------------------------------------------
RENT-A-CENTER #0839
RENT-A-CENTER, INC.               701-  140   3,250          10/01/91  09/30/97         9.00       08/01/91    29,244.00
                                                                                        9.50       10/01/94    30,876.00
-------------------------------------------------------------------------------------------------------------------------
WINN DIXIE #1695
WINN DIXIE LOUISVILLE, INC.       701-  150  35,922          12/10/87  12/09/07         6.09       01/01/96   218,750.04
                                                                                        0.00                        0.00
                                                                                        0.00                        0.00
                                                                                        0.00                        0.00
-------------------------------------------------------------------------------------------------------------------------
PORTRAITS PLUS
WESCOPP, INC.                     701-  160   1,500          09/01/93  08/31/98         8.00       01/01/96    12,000.00
                                                                                        0.00                        0.00

--------------------------------------------------------------------------------------------------------------------------------
                                       REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                            Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
--------------------------------------------------------------------------------------------------------------------------------
SUBWAY #2964
SUBWAY RESTAURANTS, INC.     Full      0  Full       0   Full       0                        0.00         5.00            0  Y
--------------------------------------------------------------------------------------------------------------------------------
FANTASTIC SAMS
B&M ASSOCIATES, INC.         Full      0  Full       0   Full       0  10/01/90    09/30/93  0.00         5.00      300,000
                                                                       10/01/93    09/30/98  5.50         5.00            0
                                                                                             0.00         5.00            0
                                                                                             0.00         5.00            0
--------------------------------------------------------------------------------------------------------------------------------
ROSALIE'S HALLMARK
LOUIS PILLIOD                Full      0  Full       0   Full       0  03/01/99    02/28/04 10.00         6.00      460,417
                                                                                             0.00         6.00      501,042
--------------------------------------------------------------------------------------------------------------------------------
RENT-A-CENTER #0839
RENT-A-CENTER, INC.          Full      0  Full       0   Full       0  10/01/94    09/30/97  9.50         0.00            0
                                                                                             0.00         0.00            0
--------------------------------------------------------------------------------------------------------------------------------
WINN DIXIE #1695
WINN DIXIE LOUISVILLE, INC.  Full      0  Full       0   Full       0  12/10/07    12/09/12  6.09         1.00   21,875,000  Y
                                                                       12/10/12    12/09/17  6.09         1.00            0  Y
                                                                       12/10/17    12/09/22  6.09         1.00            0  Y
                                                                       12/10/22    12/09/27  6.09         1.00            0  Y
--------------------------------------------------------------------------------------------------------------------------------
PORTRAITS PLUS
WESCOPP, INC.                Full      0  Full       0   Full       0  09/01/98    08/31/03  0.00         0.00            0
                                                                                             0.00         0.00            0

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  CUNNINGHAM PLACE
           1600 FORT CAMPBELL BLVD.
           CLARKSVILLE, TN 37042
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
MAILBOXES, ETC.
M.B.E. OF CLARKSVILLE, L.L.C.     701-  170   1,500          08/01/96  09/30/99        10.50       10/01/96    15,750.00
-------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..   149,744                             Current Annual Base Rent    704,810.64
                              Available.         0
                              Total.....   149,744

------------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
MAILBOXES, ETC.
M.B.E. OF CLARKSVILLE, L.L.C.    Full      0  Full       0   Full       0                        0.00         0.00            0
------------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY




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U.S. Highway #41-A Looking Northeast




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U.S. Highway #41-A Looking Southwest

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Cunningham Lane Looking West

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This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                Market Study of:

                                  GOODY'S STORE
                                  JACKSON PLAZA

                               403 Grindstaff Road
                      Sylva, Jackson County, North Carolina




                                  Prepared by:

                             O. Marshall Dodds, MAI

                              Date of Market Study

                                   May 9, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]

                                                                 June 16, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, New York 10036

Re: Market Study
    Fairfield Square and Advance Auto Parts
    102 Fairfield Square
    Winnsboro, Fairfield County, South Carolina

Dear Mr. Maeglin:

The original market study submitted to you contained Fairfield Square and Advanced Auto Parts in one report. After the report was reviewed by Dan Sang of KMPG, he requested that I separate the Advanced Auto Parts from Fairfield Square. The reason being is that there are different ownerships for these properties.

Reports have been submitted for Fairfield Square and the Advanced Auto Store. These are separate reports for each property.

Please contact me if additional information is needed.

                                                 Respectfully submitted,

                                                 O. MARSHALL DODDS COMPANY, INC.

                                                 /s/ O. Marshall Dodds

                                                 O. Marshall Dodds, MAI
                                                 State Certified General
                                                 Real Estate Appraiser (CG-356)

OMD:mm

                       [Letterhead of Edens & Avant, Inc.]

June 17, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley
1585 Broadway
New York, New York 10036

Dear Steve:

Per Dan Sang's request, enclosed please find the Revised Market Studies for Fairfield Square, Advance Auto and Goody's Store at Jackson Plaza.

If you have any questions, please call me.

Sincerely,


/s/ Holly Aycock

Holly Aycock
Asset Management

Enclosures

                  [Letterhead of O. Marshall Dodds Co., Inc.]

                                                                 June 13, 1997

Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re: Market Study
    Goody's Store - Jackson Plaza
    403 Grindstaff Road
    Sylva, Jackson County, North Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 9, 1997. This study supercedes the study that was completed on May 9, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The subject property consists of a retail building containing 8,000 square feet that is part of the Jackson Plaza Shopping Center. The building has been leased to Goody's, Inc. The land is not owned in fee simple, but is under a ground lease with the landlord being Midwood Company and the tenant being B.E.T. Details of this can be found in this market study.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary.

                                                 Respectfully submitted,

                                                 O. MARSHALL DODDS COMPANY, INC.

                                                 /s/ O. Marshall Dodds

                                                 O. Marshall Dodds, MAI
                                                 State Certified General
                                                 Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Sylva and Jackson County are situated between the Blue Ridge and Great Smokey Mountains in the western section of the state of North Carolina and shares borders with the states of South Carolina and Georgia. Elevations in the county range from 1,850 to 6,450 feet. The Nantahala National Forest covers 28,400 acres of the county. From the Chattooga River in the south end of the county to the forest lands of the Cherokee Indians in the north, Jackson County offers some of North Carolinas most breathtaking natural beauty. Tourism is the primary industry in the area. There are a number of second homes that are located throughout Jackson County. The population for Jackson County in 1995 was 29,029 which is an increase from 1990 that was 26,486 people.

The unemployment rate for Jackson County was 5.3 percent.

Neighborhood and Site

The subject neighborhood is located along US Highway #23-Business. The Town of Sylva is located south of subject property. There are other shopping centers that are located along US Highway #23. There are single family dwellings that are located in the town limits of Sylva, but a large number of residents have rural residential properties that are located around the town. Also there are second homes for a number of visitors to the area.

Physical features are as follows:

1.  Size                            8,000 SF (ground lease)

2.  Identity                        403 Grindstaff Road

3.  Shape                           Rectangular

4.  Topography                      Level

5.  Accessability                   Good

6.  Utilities                       Municipal

Physical Description

Building features are as follows:

1.  Size (net)                      8,000 SF

2.  Layout & Design                 One story retail store

3.  Parking Spaces                  (Jackson Plaza) 443
                                    5.09 per 1,000 square feet of net area

4.  Construction                    Brick and glass front with concrete block
                                    on side and rear and metal seam roof.

Market Position and Marketability Conclusions

Subject property is part of the Jackson Plaza Shopping Center. The shopping center contains 87,000 square feet of net rentable area including the Goody's store.. Tenants are Roses, Plaza Pawn & Gun Shop, Dollar General Stores, Shoe Show Stores, Peking Gourmet Two Restaurant, Kelly's Medical Supplies and Goody's. There was a Western Sizzlin' in the center, but the building burned. The rental rates in the Jackson Plaza range from $4.25 per square foot to $7.00 per square foot. There are two vacant stores with a Bi-Lo Store being vacant. The center was constructed in 1978. Sylva Plaza is located on US Highway #19-23 and this center was constructed in 1977. The major tenants are A&P and Eckerds. Other tenants include Artistic Airstyles, Parkways For Accessibility To Independent Living, H & R Block, Four Seasons Sports, Home Improvements, Westcare Health Services and Vocational Rehabilitation Services. The size of this center is approximately 70,000 square feet. There is a Wal-Mart Center that was constructed in 1995. This center contains 122,272 square feet. Wal-Mart is the major tenant and other tenants are Dollar Tree, Colortime, Shoe Show, Blimpie, Moovies with one vacant shop. There is a Food Lion Store located on US Highway #23 Business North.

The owners of subject property have provided the terms and conditions of the ground lease and the lease with Goody's. The landlord in the ground lease is Midwood Company while the tenant is B.E.T. The expiration date of the ground lease is September 20, 2007. There are two, 2-year options at the same rental rate which is $0.12 per square foot plus of any overage rents from the tenant occupying the retail store which is Goody's. During 1995 the ground rental was $5,591 which is the base rent of $960 and the portion of overage rentals of $4,631. B.E.T. constructed the building in 1985 and leased the building to Goody's, Inc. According to the owners the tenant is operating under a 3-year option period with the rental rate being $5.65 per square foot and the annual rental being $45,200. There are two renewal option periods to Goody's, Inc. for two years each at the same rental rate of $5.65 per square foot. The expiration date would be January 31, 2002 if the two option periods are exercised. The subject property has been generating overage rentals. The chart below shows the total sales and the overage rentals over the past three years.

================================================================================
                                      1996             1995             1994
================================================================================
Total Sales                         1,633,388       $1,753,118       $1,715,732
--------------------------------------------------------------------------------
Break Point                        $1,290,000       $1,290,000       $1,290,000
--------------------------------------------------------------------------------
Overage Sales                       $ 373,388         $463,118         $425,732
--------------------------------------------------------------------------------
Rent Factor - 3.0%                        .03              .03              .03
--------------------------------------------------------------------------------
Overage Rental                     $11,201.64       $13,893.54       $12,771.96
--------------------------------------------------------------------------------
Net Overage Rental to B.E.T.        $7,505.10        $9,308.67        $8,557.21
--------------------------------------------------------------------------------
    Net Overage Rental to Midwood   $3,696.54        $4,584.87        $4,214.75
================================================================================

As can be seen the sales had increased from 1994 to 1995 but decreased from 1995 to 1996. The base annual rental is $45,200. The overages have ranged from $11,202 to $13,894 over the past three years. At this time, the center is operating successfully and it is thought that Goody's will continue to maintain a store in the shopping center, especially since overage rentals have been for the past three years.

Trends

The subject property is located in Sylva and Jackson County in the western section of North Carolina. This section is primarily for tourists and some residences are second home occupants. This has been the trend over the years and it is thought that this will continue in the future.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

================================================================================

I.  COMPARABLE PROPERTIES

A   PROPERTY DESCRIPTION

                                           SUBJECT              COMPARABLE 1            COMPARABLE 2            COMPARABLE 3
                                           -------              ------------            ------------            ------------
1.  Identification
     a.  Name                     Goody's Store            Jackson Plaza           Wal-Mart Center         Sylva Plaza
                                  -----------------------  ----------------------  ----------------------  ------------------------
     b.  Street                   403 Grindstaff Road      403 Grindstaff Road     W/S of Highway #107     W/S of Hwy #23 Business
                                  -----------------------  ----------------------  ----------------------  ------------------------
     c.  City                     Sylva, North Carolina    Sylva, NC               Sylva, NC               Sylva, NC
                                  -----------------------  ----------------------  ----------------------  ------------------------
    d.  Distance from subject     N/A                      Next Door               2 miles                 2 miles
                                  -----------------------  ----------------------  ----------------------  ------------------------
    e.  Contact                   Edens Avant, Inc.        Vinings Group           N/A                     Southern Real Estate Co.
                                  -----------------------  ----------------------  ----------------------  ------------------------
    f.  Phone                     803-779-4420             (770) 984-9500          N/A                     (704) 375-2384
                                  -----------------------  ----------------------  ----------------------  ------------------------
2.  Attributes
     a.  Year built               1985                     1978                    1995                    1977
                                  -----------------------  ----------------------  ----------------------  ------------------------
     b.  Net sq. Ft.              8,000                    79,000                  169,400                 70,000
                                  -----------------------  ----------------------  ----------------------  ------------------------
    c. # building                 1                        1                       1                       1
                                  -----------------------  ----------------------  ----------------------  ------------------------
    d. #stories                   1                        1                       1                       1
                                  -----------------------  ----------------------  ----------------------  ------------------------
    e. Avg. Floor plate size
         (sq. Ft.), if office     N/A                      N/A                     N/A                     N/A
                                  -----------------------  ----------------------  ----------------------  ------------------------
    f. # elevators                N/A                      N/A                     N/A                     N/A
                                  -----------------------  ----------------------  ----------------------  ------------------------
    g. Parking                    Adequate                 Adequate                Adequate                Adequate
                                  -----------------------  ----------------------  ----------------------  ------------------------
    h. Construction Type          Brick/Concrete Block     Brick/Concrete Block    Brick/Concrete Block    Brick/Concrete Block
                                  -----------------------  ----------------------  ----------------------  ------------------------
    i.  Vacancy %                 0%                       0%                      1.0%                    0%
                                  -----------------------  ----------------------  ----------------------  ------------------------
    j.  Anchors, if Retail        N/A                      Roses, Bi-Lo            Wal-Mart Superstore     A&P, Eckerds
                                  -----------------------  ----------------------  ----------------------  ------------------------

Comments:    Comparable #1 is Jackson Plaza and subject is located within this shopping center as the end store that is on-line with the shops.
             There are cross easements for parking and for ingress/egress. The rental rates for the shops in this center range from $4.25 to $7.00 per square foot. Comparable #2 is located on the south side of town and is a new center being constructed in 1995. The anchor tenant in this center is a Wal-Mart Superstore. The rental rates in this center range from $5.75 to $9.00 per square foot. Comparable #3 is the Sylva Plaza that is located on the north side of town. This center was built in 1977 and is approximately one year older than Jackson Plaza. The major tenants are A&P and Eckerds. The rental range for the local tenants is from $4.50 to $8.00 per square foot.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

================================================================================

B.  RENTAL INFORMATION

                                      SUBJECT             COMPARABLE 1            COMPARABLE 2           COMPARABLE 3
                                      -------             ------------            ------------           ------------
1.  Asking Rental Rate
     a.  Anchor Space           N/A                   N/A                     N/A                    N/A
                                --------------------  ----------------------  ---------------------  ---------------------
     b.  Shop Space             N/A                   $4.25 - $7.00           $5.75 - $9.00          $4.50 - $8.00
                                --------------------  ----------------------  ---------------------  ---------------------
2.  Lease Type (Gross/Net)      Triple Net            Triple Net              Triple Net             Triple Net
                                --------------------  ----------------------  ---------------------  ---------------------
3.  Rent Concessions            None                  None                    None                   None
                                --------------------  ----------------------  ---------------------  ---------------------
4.  Effective Rent              $6.59 (1996)          $4.25 - $7.00           $5.75 - $9.00          $4.50 - $8.00
                                --------------------  ----------------------  ---------------------  ---------------------
5.  TI Allowance                None                  None                    None                   None
                                --------------------  ----------------------  ---------------------  ---------------------
6.  Expense Stop                None                  None                    None                   None
                                --------------------  ----------------------  ---------------------  ---------------------
7.  Length of Lease Term        5 months              1 - 2 years             3 - 5 years            3 - 5 years
                                --------------------  ----------------------  ---------------------  ---------------------
8.  Commissions                 None                  5.00% to 7.00%          5.00% - 7.00%          5.00% to 7.00%
                                --------------------  ----------------------  ---------------------  ---------------------
9.  Percentage Rent
      (per lease terms)         3.0%                  Roses, Bi-Lo            Wal-Mart               A&P, Eckerds
                                --------------------  ----------------------  ---------------------  ---------------------
10. Historical Annual
    Absorption/sq.ft.           N/A                   N/A                     N/A                    N/A
                                --------------------  ----------------------  ---------------------  ---------------------
11. Annual Operating
Expense psf (Including
taxes)                          N/A                   N/A                     N/A                    N/A
                                --------------------  ----------------------  ---------------------  ---------------------

C.  RANK RELATIVE TO SUBJECT
      (inferior,
        similar, superior)      N/A                   Similar                 Superior               Similar
                                --------------------  ----------------------  ---------------------  ---------------------

D. EXPLAIN RANKING/COMMENTS:  Subject property is a free standing store located within a shopping center. Comparables #1 and #3 have been ranked as similar to subject. The subject property was constructed in 1988, whereas, these two comparable shopping centers were constructed in 1977 and 1978. It is thought that these comparables would be considered as being similar to subject. Comparable #2 is considered to be superior to subject. The reason for this is this is a newer center being constructed in 1995 and the major tenant is a Wal-Mart Superstore. The Wal-Mart Superstore is capable of attracting potential customers into the center which causes this comparable to be superior.

LOCAL RENTAL COMPARABLES
------------------------

Comparable Rental No. 1
================================================================================

                               [GRAPHIC OMITTED]


Name:                               Jackson Plaza
Location:                           403 Grindstaff Road
                                    Sylva, NC
Year Built:                         1978
Total Size:                         79,000 SF
Vacant Space:                       None
Vacancy Rate:                       0%
Rental Range:                       $4.25 - $7.00
Tenant Expenses:                    Triple Net

Remarks:

Roses and Bi-Lo are major tenants. Has operated at a high occupancy level.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]


Name:                               Wal-Mart Center
Location:                           West Side of Highway #107
                                    Sylva, NC
Year Built:                         1995
Total Size:                         169,400 SF
Vacant Space:                       1,694 SF
Vacancy Rate:                       1.0%
Rental Range:                       $5.75 - $9.00
Tenant Expenses:                    Triple Net

Remarks:

Major tenant is a Wal-Mart Superstore. Has operated at a high occupancy level..

Comparable Rental No. 3
================================================================================

                               [GRAPHIC OMITTED]


Name:                               Sylva Plaza
Location:                           West Side of Highway #23 Business
                                    Sylva, NC
Year Built:                         1977
Total Size:                         70,000 SF
Vacant Space:                       None
Vacancy Rate:                       0%
Rental Range:                       $4.50 - $8.00
Tenant Expenses:                    Triple Net

Remarks:

A&P and Eckerds are the major tenants. Has operated at a high occupancy level.

                                 PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLES
===============================================================================

                                        SUBJECT       COMPARABLE 1          COMPARABLE 2         COMPARABLE 3     COMPARABLE 4
                                        -------       ------------          ------------         ------------     ------------
1.  Identification

    a.  Name                     Goody's Store        Barnwell Plaza        Triangle Village     Hampton Plaza    Cumberland Place
                                 -------------------  --------------------  -------------------  ---------------  ------------------
                                                                            Sunset Blvd. & Lake  2864 Wilma       209 New Swithville
    b.  Street Address           403 Grindstaff Road  1019 Dunbarton Blvd.  Dr.                  Randolph Blvd.   Hwy.
                                 -------------------  --------------------  -------------------  ---------------  ------------------
    c.  City                     Sylva, NC            Barnwell, SC          Lexington, SC        Clarksville, TN  McMinnville, TN
                                 -------------------  --------------------  -------------------  ---------------  ------------------
    d.  Distance from Subject    N/A                  265 miles             200 miles            365 miles        250 miles
                                 -------------------  --------------------  -------------------  ---------------  ------------------
2. Attributes

    a.  Year Built               1985                 1985                  1985                 1988             1988
                                 -------------------  --------------------  -------------------  ---------------  ------------------
    b.  Net sq. feet             8,000                70,725                115,754              189,302          143,951
                                 -------------------  --------------------  -------------------  ---------------  ------------------
    c. # Buildings               1                    1                     1                    1                1
                                 -------------------  --------------------  -------------------  ---------------  ------------------
    d. # of Stories              1                    1                     1                    1                1
                                 -------------------  --------------------  -------------------  ---------------  ------------------
    e. Vacancy %                 0%                   9.00%                 1.3%                 0%               4.3%
                                 -------------------  --------------------  -------------------  ---------------  ------------------
3. Sales Information

    a.  Sales Price              N/A                  $2,860,620            $4,489,380           $6,150,000       $5,225,050
                                 -------------------  --------------------  -------------------  ---------------  ------------------
    b.  Sales Price PSF          N/A                  $40.45                $38.78               $23.24           $36.30
                                 -------------------  --------------------  -------------------  ---------------  ------------------
    c.  Date                     N/A                  01-01-95              01-31-95             12-26-95         12-26-95
                                 -------------------  --------------------  -------------------  ---------------  ------------------
    d.  NOI at time of Sale      N/A                  330,327               480,919              753,627          693,726
                                 -------------------  --------------------  -------------------  ---------------  ------------------
    e.  Cap. Rate                N/A                  11.55%                10.71%               12.25%           13.28%
                                 -------------------  --------------------  -------------------  ---------------  ------------------
4. Rank Relative to Subject
   (inferior, similar, superior) N/A                  Similar               Similar              Similar          Similar
                                 -------------------  --------------------  -------------------  ---------------  ------------------

Explain Ranking/Comments:     These comparable sales are considered to be
                              similar to subject as Wal-Mart stores were located in these centers and moved into new Wal-Mart
                              Superstores within the same block. While subject property is a free standing store, it is thought it would be sold as part of the overall shopping center. Jackson Plaza has a vacant store and this is Bi-Lo, but rent is continuing to be paid. This is the same situation as in these comparable shopping centers as Wal-Mart is continuing to pay rent, even though the premise have been vacated.

COMPARABLE IMPROVED SALES
-------------------------

Comparable Sale No. 1
================================================================================

                               [GRAPHIC OMITTED]


TMS                       072- 06- 04- 11, 20
NAME                      Barnwell Plaza
LOCATION                  1019 Dunbarton Boulevard, Barnwell, SC
GRANTOR                   1994 N1 SC Associates, LP
GRANTEE                   Tri Centers, LP
DEED REFERENCE            Book 282/Page 137
DATE                      Jan 31, 1995
SALES PRICE               $2,860,620
ADJUSTED SALES PRICE      $2,860,620
SIZE BUILDING             70,725
SALES PRICE PER S.F.      $40.45
SIZE LAND (ACRES)         11.28
SIZE LAND (S.F.)          491,357
YEAR BUILT                1985
LAND/BUILDING RATIO       6.95 To 1
UTILITIES                 All available
VERIFICATION              Appraiser
ZONING                    Commercial
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $399,045
GROSS INCOME MULTIPLE     7.17
EGIM                      7.17
NET OPERATING INCOME      $330,327
OVERALL RATE              11.55%
TYPE OF PURCHASER         Private Investor
COMMENTS:                 This is a good quality community shopping center
                          located in the town of Barnwell in Barnwell County
                          (pop. 20,000) in western South Carolina. Approximately
                          91% of the center was comprised of anchor space, including Wal-Mart (34,875 SF), Food Lion (21,000
                          SF) and Revco Drugs (8,450 SF). The income and expense data here is based on the center's actual performance at the time of sale, and include approximately $0.50
                          SF in overage rents from Wal-Mart and $0.10 SF in reserves.

(590)

Comparable Sale No. 2
================================================================================

                               [GRAPHIC OMITTED]


NAME                      Lexington Triangle Village
LOCATION                  U.S. 378 and North Lake Drive (SC #6), Lexington, SC
GRANTOR                   1994 N1 SC Associates
GRANTEE                   Tri Centers, LP
DEED REFERENCE            Book 3260, Page 199
DATE                      Jan 31, 1995
SALES PRICE               $4,489,380
ADJUSTED SALES PRICE      $4,489,380
SIZE BUILDING             115,754
SALES PRICE PER S.F.      $38.78
SIZE LAND (ACRES)         12.51
SIZE LAND (S.F.)          544,936
YEAR BUILT                1985
LAND/BUILDING RATIO       4.71 To 1
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $607,469
GROSS INCOME MULTIPLE     7.39
EGIM                      7.39
NET OPERATING INCOME      $480,919
OVERALL RATE              10.71%
TYPE OF PURCHASER         Private Investor
COMMENTS:                 This center is anchored by Wal-Mart (65,904 SF) and
                          Food Lion (25,000 SF) and there are 7 local shops totaling 24,850 SF (21.5 percent). At the time of sale, the center was 98.7 percent occupied with only
                          2,000 SF vacant. Wal-Mart has a base rent of $3.55 and the lease expires 11/05. Currently, Wal-Mart is paying about $0.50 per SF overage rent and Wal-Mart is expected to leave the center in the near future as no expansion room is available. The estimated cap rate excludes potential overage rent form Wal-Mart and only excludes income from the 2,000 SF vacant bay.
                          Projected expenses include $0.10 per SF reserves. The center is masonry with brick front and metal mansard canopy roof and in average condition. No outparcels were included with this sale.

(763)

Comparable Sale No. 3
================================================================================

                               [GRAPHIC OMITTED]


NAME                      Hampton Plaza
LOCATION                  2864 Wilma Rudolph Boulevard, Clarksville, TN
GRANTOR                   Aetna Life Insurance Company
GRANTEE                   Hampton II, LP
DEED REFERENCE            Book 580, Page 1793
DATE                      Dec 26, 1995
SALES PRICE               $6,150,000
ADJUSTED SALES PRICE      $6,150,000
SIZE BUILDING             189,302
SALES PRICE PER S.F.      $32.49
SIZE LAND (ACRES)         23.24
SIZE LAND (S.F.)          1,012,334
YEAR BUILT                1988
LAND/BUILDING RATIO       5.35 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    C-3, Shopping Center District
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $937,119
GROSS INCOME MULTIPLE     6.37
EGIM                      6.56
NET OPERATING INCOME      $753,627
OVERALL RATE              12.25%
TYPE OF PURCHASER         Private Investor
COMMENTS:                 This is a community shopping center with Wal-Mart as a
                          major tenant prior to a new Wal-Mart Superstore being built on the same block. While Wal-Mart remains liable for the lease, the store is vacant. The remainder of the center is occupied.

(759)

Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]


NAME                      Cumberland Place
LOCATION                  209 New Smithville Highway, McMinnville, TN
GRANTOR                   Aetna Life Insurance
GRANTEE                   Cumberland II, LP
DEED REFERENCE            Book 287, Page 204
DATE                      Dec 26, 1995
SALES PRICE               $5,225,050
ADJUSTED SALES PRICE      $5,225,050
SIZE BUILDING             143,951
SALES PRICE PER S.F.      $36.30
SIZE LAND (ACRES)         19.64
SIZE LAND (S.F.)          855,518
YEAR BUILT                1988
LAND/BUILDING RATIO       5.94 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    C-3, Highway Commercial District
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $875,830
GROSS INCOME MULTIPLE     5.79
EGIM                      5.97
NET OPERATING INCOME      $693,726
OVERALL RATE              13.28%
TYPE OF PURCHASER         Private Investor
COMMENTS:                 This is a community shopping center. Wal-Mart was the
                          major tenant and remains liable for the lease for the remaining term. A new Wal-Mart Superstore was built one block west of this property.

(762)

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                               Comparable Rentals


                                [GRAPHIC OMITTED]

                               Improved Sales Map

                                [GRAPHIC OMITTED]

                                    Site Plan


                                [GRAPHIC OMITTED]

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  JACKSON PLAZA EXPANSION
           403 GRINDSTAFF ROAD
           SYLVA, NC 28779-00
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                       LEASE TERM               RENT INFORMATION
                                                                                      per                    Annual
Tenant Name                   Unit #    Sq Feet   Misc      From         To      MTM  SF/YR      Begin    Base Rent
--------------------------------------------------------------------------------------------------------------------

GOODY'S FAMILY CLOTHING
GOODY'S FAMILY CLOTHING, INC.  606-100  8,000            11/01/90  01/31/98           0.00                     0.00
                                                                                      5.65    11/01/91    45,200.04
                                                                                      0.00                     0.00
                                                                                      0.00                     0.00
--------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION             REIMBURSEMENTS                        RENEWAL OPTIONS            PERCENT RENT
                                 Tax   Base    Ins    Base     CAM   Base                       per        Pcnt of       Amount  Nat
Tenant Name                     Recov  Year   Recov   Year    Recov  Year    Begin       End   SF/YR  Typ                  Over  Brk
------------------------------------------------------------------------------------------------------------------------------------

GOODY'S FAMILY CLOTHING
GOODY'S FAMILY CLOTHING, INC.    PRS   1986    PRS    1986   Full       0 11/01/91  10/31/95    5.65         3.00    1,290,000
                                                                          11/01/95  10/31/98    5.65         3.00            0
                                                                          02/01/98  01/31/00    5.65         3.00            0
                                                                          02/01/00  01/31/02    5.65         3.00            0
------------------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..     8,000                               Current Annual Base Rent     45,200.04
                              Available.         0
                              Total.....     8,000

PHOTOGRAPHS OF SUBJECT PROPERTY


                                [GRAPHIC OMITTED]


Grindstaff Road - Looking North


                                [GRAPHIC OMITTED]


Grindstaff Road - Looking South

                                [GRAPHIC OMITTED]


Jackson Plaza In Background


                                [GRAPHIC OMITTED]


Subject - Goody's

                               [GRAPHIC OMITTED]


Subject - Goody's And Jackson Plaza


                               [GRAPHIC OMITTED]


Subject - Goody's And Jackson Plaza

                               [GRAPHIC OMITTED]


Entrance To Jackson Plaza


                               [GRAPHIC OMITTED]


Entrance To Jackson Plaza

                               [GRAPHIC OMITTED]


Jackson Plaza - Front View


                               [GRAPHIC OMITTED]


Jackson Plaza - Rear View

                               [GRAPHIC OMITTED]


Jackson Plaza - Rear View


                               [GRAPHIC OMITTED]


Jackson Plaza - Rear View

                               [GRAPHIC OMITTED]


Jackson Plaza - Rear View


                               [GRAPHIC OMITTED]


Jackson Plaza - Rear View

                               [GRAPHIC OMITTED]


Western Sizzler - Burned

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                                  KALMIA PLAZA

                           1680 Richland Avenue - West
                       Aiken, Aiken County, South Carolina

                                   Prepared by

                             O. Marshall Dodds, MAI

                       Date of Market Study - May 15, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]

                                                                    May 15, 1997

Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re: Market Study
    Kalmia Plaza
    1680 Richland Avenue - West
    Aiken, Aiken County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 15, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The subject property consists of a community shopping center that contains 215,330 square feet of leasable area. The center was constructed in 1967. A portion of the center is in a mall area. Also, the center has retail space and office space. Aiken County occupies approximately 14,778 square feet and this is being used as office space. The major tenants for the retail space are Rose's Stores, Revco, Food Lion and Western Auto Supply Co. There are three ground leases. The subject property is 75.18% occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary.

                                                Respectfully submitted,

                                                O. MARSHALL DODDS COMPANY, INC.


                                                /s/ [ILLEGIBLE]
                                                --------------------------------
                                                O. Marshall Dodds, MAI
                                                State Certified General
                                                Real Estate Appraiser (CG-356)

[LOGO]

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Aiken and Aiken County are located at the borderline between South Carolina and Georgia in the west central section of the State known as the Midlands. The economy of the area was primarily agricultural until 1951, with some textile manufacturing. The area is also a winter tourist attraction for northerners who have horse farms in the area. The Savannah River Plant of the Atomic Energy Commission was established in the southern portion of Aiken County and part of Barnwell County in 1951. The Atomic Energy Commission subsequently purchased 200,640 acres of land along the Savannah River, approximately 17 miles south of Aiken, with 73,462 acres being located in Aiken County. The construction of the Savannah River Plant basically changed the economic makeup of the county and it is today the single most important industry in the county, directly employing approximately 16,000. This is a down from a high of 26,000 in 1992. This plant has been the primary production facility for nuclear weapons material for the Department of Defense. The changes in the Soviet Block has had an affect on the need for production of nuclear weapons material and it isn't anticipated that defense cutbacks have caused additional downsizing in this facility. While this Savannah River Plant has been an important part of the economy of Aiken, there have been upturns and downturns which have affected the economy. The estimated population for Aiken County in 1995 was 131,900 while the estimated population for the city in 1995 was 24,170.

The unemployment rate for Aiken County in March, 1997 was 6.1 percent while the statewide rate was 5.5%.

Neighborhood and Site

The neighborhood is located along Richland Avenue - West, which is also U.S. Highway #1and #78. The downtown area is located to the east of subject property along Richland Avenue and the By-pass around Aiken is located to the west. Commercial developments are generally located along Richland Avenue and these are older developments. There are several shopping centers and retail-service type facilities in the neighborhood. U.S.C.-Aiken Campus is also located in the neighborhood. The primary shopping district for Aiken has relocated to the south side of the city around the intersection of Whiskey Road, Pine Log Road and Silver Bluff Road. There are several shopping centers in this area and these include Rich Plaza, Heritage Square, Village at Whiskey Shopping Center, Centre South Shopping Center, Wal-Mart Store and the Aiken Mall. Major tenants at the Aiken Mall include J.B. White and Sears. The major food chains located throughout the neighborhood include Food Lion, Winn-Dixie, Bi-Lo and Publix. There is a Lowe's Improvement Store that is located on Whiskey Road across from the mall and two new motels have been constructed in this neighborhood during the past year which are the Hampton Inn and Super 8.

Physical features are as follows:

1. Size              21.53 acres or 937,847 SF
2. Identity          1680 Richland Avenue - West

3. Shape             Irregular

4. Topography        The site is generally on street grade, but slopes downward from the eastern side to the western side. This is typical of the terrain features in the neighborhood.

5. Accessability     Good

6. Utilities         Municipal

Physical Description

Building features are as follows:

1. Size (net)            215,330 SF

2. Layout & Design       One story - variety store - food store - drug store -
                         office space - shops

3. Parking Spaces        1,059
                         4.92 spaces per 1,000 square feet of net area

4. Construction          Brick and glass front with concrete block on side
                         and rear and built-up roof.

Market Position and Marketability Conclusions

The subject property is located in an older area of Aiken being along Richland Avenue - West which is also U.S. Highway #1 and #78. There are several shopping centers that are located in the neighborhood of subject and these are older centers as well. The shopping district for retail sales in Aiken has relocated to the south side of the city around intersection Whiskey Road, Pine Log Road and Silver Bluff Road. The future of the Savannah River Plant will have a definite impact on the general retail market in the Aiken area. Interviews with local leasing agents reveal a very cautious attitude from small retail, primarily tenants which would occupy stores in the range of 1,000 to 2,000 square feet. There are several vacant anchor tenant stores, while the newer shopping centers are experiencing the highest occupancy level. Retailers active in the Aiken market include Wal-Mart, Bi-Lo, Publix, Food Lion and Winn-Dixie. According to officials with the City of Aiken Planning Department, there are no proposed shopping centers planned for the Aiken market. In general, the Aiken Shopping Center market is considered to be soft, with no dramatic increases or decreases in rental rates or occupancy levels particularly in the near future.

These shopping centers that are located in the south side of Aiken are older and larger centers as well as newer and smaller centers. The rental rates in these centers range from $5.00 to $13.00 per square foot. The vacancy rates range from 9.8% to 15% in this area. The Aiken Mall is also located in the south side.

The subject property has 53,454 square feet available and one store contains 41,623 square feet. Aiken County occupies a total of 14,778 square feet and this is used as office space.

The subject property has several shops and portions are occupied as office space by Aiken County with other portions being occupied by retail users. The rental rates for the local tenants range from $2.00 per square foot to $8.72 per square foot. The majority of the space is rented from $4.00 to $6.00 per square foot. There are tenants paying $7.00 per square foot with another tenant paying $7.50 per square foot.

The rental rate for the Rose's Store is at $1.25 per square foot; the rate for the Revco Store is at $1.63 per square foot; the rate for the Food Lion Store is at $3.61 per square foot; the rate for Western Auto Store is at $2.12 per square foot.

The major tenants will probably remain in the center with the rental rates being low. The Rose's Store has always had a good sales history and operated successfully at this particular store. The rental rates for the local shops will probably remain in the same range for the immediate future. The occupancy rate will also continue in the same range as the retail market is rather soft and stable at this time.

Trends:

The subject property is located in an older section of Aiken. Subject property is an older shopping center being constructed in 1967. The newer shopping centers have relocated to the side of Aiken. There will be an impact to the economy because of cutbacks at the Savannah River Plant. However, it is thought that this will be stable and will not be severe.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL


I. COMPARABLE PROPERTIES
A  PROPERTY DESCRIPTION

                                     SUBJECT         COMPARABLE 1        COMPARABLE 2      COMPARABLE 3           COMPARABLE 4
                                     -------         ------------        ------------      ------------           ------------

   a.  Name                  Kalmia Plaza          Heritage Square    Mitchell Center    Centre South        Publix Center
                             --------------------  -----------------  -----------------  ----------------    --------------------
   b.  Street                                      Pine Log Rd. at                       Pine Log Rd. at
                             1680 Richland Avenue  Whiskey Rd.        Whiskey Rd.        Silver Bluff Rd.    Eastgate Drive
                             --------------------  -----------------  -----------------  ----------------    --------------------
   c.  City                  Aiken, SC             Aiken, SC          Aiken, SC          Aiken, SC           Aiken, SC
                             --------------------  -----------------  -----------------  ----------------    --------------------
   d.  Distance from subject N/A                   3 miles            3 miles            3 miles             3 miles
                             --------------------  -----------------  -----------------  ----------------    --------------------
   e.  Contact               Edens & Avant, Inc.   Walker Realty Co.  Earl Greif         Wyatt Dev. Co.      East Coast Mgmt. Co.
                             --------------------  -----------------  -----------------  ----------------    --------------------
   f.  Phone                 803-779-4420          803-642-1408       818-343-2837       803-649-3975        803-553-6960
                             --------------------  -----------------  -----------------  ----------------    --------------------
2. Attributes

   a.  Year built            1967                  1978               1979               1988                1996
                             --------------------  -----------------  -----------------  ----------------    --------------------
   b.  Net sq. Ft.           215,330               132,345            130,000            80,836              78,610
                             --------------------  -----------------  -----------------  ----------------    --------------------
   c. # building             1                     1                  1                  1                   1
                             --------------------  -----------------  -----------------  ----------------    --------------------
   d. #stories               1                     1                  1                  1                   1
                             --------------------  -----------------  -----------------  ----------------    --------------------
   e. Avg. Floor plate size
        (SF), if office      N/A                   N/A                N/A                N/A                 N/A
                             --------------------  -----------------  -----------------  ----------------    --------------------
   f. # elevators            N/A                   N/A                N/A                N/A                 N/A
                             --------------------  -----------------  -----------------  ----------------    --------------------
   g. Parking                Adequate              Adequate           Adequate           Adequate            Adequate
                             --------------------  -----------------  -----------------  ----------------    --------------------
   h. Construction Type      Brick/Concrete        Brick/Concrete     Brick/Concrete     Brick/Concrete      Brick/Concrete Block
                             Block                 Block              Block              Block
                             --------------------  -----------------  -----------------  ----------------    --------------------
   I.  Vacancy %             24.81%                14.0%              15.0%              9.80%               14.98%
                             --------------------  -----------------  -----------------  ----------------    --------------------
   j.  Anchors, if Retail    Food Lion, Revco,     Food Lion, J.B.    Eckerds, Heilig-   Food Lion, U.S.     Publix
                             Roses, Western Auto   White, Revco       Meyers, General    Post Office
                             Aiken County                             Physics Corp.
                             --------------------  -----------------  -----------------  ----------------    -------------------

Comments:

These comparables are located approximately 3 miles south of subject in the south side of Aiken. Comparables No. 1, 2 and 3 are older centers whereas Comparable No. 4 was constructed in 1996. Subject is larger than these comparables except Comparables No. 1 and No. 2 are probably 130,000 square feet. The vacancy rate in subject is higher than in these comparables.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                       SUBJECT            COMPARABLE 1       COMPARABLE 2         COMPARABLE 3       COMPARABLE 4
                                       -------            ------------       ------------         ------------       ------------
1.  Asking Rental Rate

     a.  Anchor Space          $1.25 - $3.61            N/A                N/A                  $6.15 - $6.25     N/A
                               -----------------------  -----------------  -------------------  ----------------  -----------------
     b.  Shop Space            $2.00 - $8.72            $5.00 - $7.00      $5.00 - $6.00        $6.25 - $12.20    $8.00 - $13.00
                               -----------------------  -----------------  -------------------  ----------------  -----------------
2.  Lease Type (Gross/Net)     Triple Net               Triple Net         Triple Net           Triple Net        Triple Net
                               -----------------------  -----------------  -------------------  ----------------  -----------------
3.  Rent Concessions           None                     None               None                 None              None
                               -----------------------  -----------------  -------------------  ----------------  -----------------
4.  Effective Rent             $2.00 - $8.72            $5.00 - $7.00      $5.00 - $6.00        $6.25 - $12.20    $8.00 - $13.00
                               -----------------------  -----------------  -------------------  ----------------  -----------------
5.  TI Allowance               None                     None               None                 None              None
                               -----------------------  -----------------  -------------------  ----------------  -----------------
6.  Expense Stop               None                     None               None                 None              None
                               -----------------------  -----------------  -------------------  ----------------  -----------------
7.  Length of Lease Term       3 - 5 years (shop)       3 -5 years (shop)  3 - 5 years (shop)   3-5 years (shop)  3-5 years (shop)
                               -----------------------  -----------------  -------------------  ----------------  -----------------
8.  Commissions                5.00% to 7.00%           5.00% to 7.00%     5.00% to 7.00%       5.00% - 7.00%     5.00% - 7.00%
                               -----------------------  -----------------  -------------------  ----------------  -----------------
9.  Percentage Rent            Roses, Dollar General,   Food Lion, Revco,  Eckerds, Heilig-     Food Lion         Publix
     (per lease terms)         Food Lion, Revco, Radio  J.B. White         Meyers, General
                               Shack, Western Auto                         Physics Corp.
                               -----------------------  -----------------  -------------------  ----------------  -----------------
10. Historical Annual
      Absorption/sq.ft.        N/A                      N/A                N/A                  N/A               N/A
                               -----------------------  -----------------  -------------------  ----------------  -----------------
11. Annual Operating Expense
      psf (Including taxes)    N/A                      N/A                N/A                  N/A               N/A
                               -----------------------  -----------------  -------------------  ----------------  -----------------

C.  RANK RELATIVE TO
      SUBJECT

      (inferior, similar,
        superior)              N/A                      superior           superior             superior          superior
                               -----------------------  -----------------  -------------------  ----------------  -----------------

D. EXPLAIN RANKING/COMMENTS:

These comparables have been rated superior to subject because of the age and location. Also, the rental rates for the shops in these comparables is higher than in subject property.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1

                               [GRAPHIC OMITTED]

Name:                             Heritage Square
Location:                         Pine Log Road & Whiskey Road
                                  Aiken, SC
Year Built:                       1978
Total Size:                       132,345 SF
Vacant Space:                      18,528 SF
Vacancy Rate:                       14.07%
Rental Range:                     $5.00 - $7.00 per square foot
Tenant Expenses:                  Triple Net

Remarks:

This is an older center and the Food Lion store is vacant.

Comparable Rental No. 2

                               [GRAPHIC OMITTED]

Name:                             Mitchell Center
Location:                         Whiskey Rd.
                                  Aiken, SC
Year Built:                       1979
Total Size:                       130,000 SF
Vacant Space:                      19,520 SF
Vacancy Rate:                       15.07%
Rental Range:                     $5.00  - $6.00 per square foot
Tenant Expenses:                  Triple Net

Remarks:

This is an older center.  Heilig-Meyers is the major tenant.

Comparable Rental No. 3

                               [GRAPHIC OMITTED]

Name:                             Centre South
Location:                         Pine Log Road at Silver Bluff Road
                                  Aiken, SC
Year Built:                       1988
Total Size:                       80,836 SF
Vacant Space:                      7,920 SF
Vacancy Rate:                       9.80%
Rental Range:                     $6.25 - $12.20 per square foot
Tenant Expenses:                  Triple Net

Remarks:

Major tenants are Food Lion and the U.S. Post Office.

Comparable No. 4

                               [GRAPHIC OMITTED]

Name:                             Publix Center
Location:                         Eastgate Drive
                                  Aiken, SC
Year Built:                       1996
Total Size:                       78,610 SF
Vacant Space:                     11,775 SF
Vacancy Rate:                      14.98%
Rental Range:                     $8.00 - $13.00 per square foot for the shops
Tenant Expenses:                  Triple Net

Remarks:

This is a newer center with Publix as the major tenant.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                   SUBJECT           COMPARABLE 1         COMPARABLE 2          COMPARABLE 3        COMPARABLE 4
                                   -------           ------------         ------------          ------------        ------------
1. Identification

    a. Name                  Kalmia Plaza         Triangle Village     Barnwell Plaza        Hampton Plaza       Cumberland Place
                             -------------------  -------------------  --------------------  ------------------  ------------------
    b. Street Address        1680 Richland Ave.-                                             2864 Wilma Rudolph  209 New Smithville
                             West                 912-934 N. Lake Dr.  1019 Dunbarton Blvd.  Blvd.               Hwy.
                             -------------------  -------------------  --------------------  ------------------  ------------------
    c. City                  Aiken, SC            Lexington, SC        Barnwell, SC          Clarksville, TN     McMinnville, TN
                             -------------------  -------------------  --------------------  ------------------  ------------------
    d. Distance from Subject N/A                  60 miles             60 miles              510 miles           400 miles
                             -------------------  -------------------  --------------------  ------------------  ------------------
2. Attributes

    a. Year Built            1967                 1985                 1985                  1988                1988
                             -------------------  -------------------  --------------------  ------------------  ------------------
    b. Net sq. feet          215,330              115,754 SF           70,725 SF             189,302 SF          143,951
                             -------------------  -------------------  --------------------  ------------------  ------------------
    c. # Buildings           1                    1                    1                     1                   1
                             -------------------  -------------------  --------------------  ------------------  ------------------
    d. # of Stories          1                    1                    1                     1                   1
                             -------------------  -------------------  --------------------  ------------------  ------------------
    e. Vacancy %             24.36%               3.24%                9.00%                 0%                  8.92%
                             -------------------  -------------------  --------------------  ------------------  ------------------
3. Sales Information

    a. Sales Price           N/A                  $4,489,380           $2,860,620            $6,150,000          $5,225,000
                             -------------------  -------------------  --------------------  ------------------  ------------------
    b. Sales Price PSF       N/A                  $38.78               $40.45                $32.49              $36.60
                             -------------------  -------------------  --------------------  ------------------  ------------------
    c. Date                  N/A                  01-31-95             01-31-95              12-26-95            12-26-95
                             -------------------  -------------------  --------------------  ------------------  ------------------
    d. NOI at time of Sale   N/A                  $480,919             $330,327              $753,627            $693,726
                             -------------------  -------------------  --------------------  ------------------  ------------------
    e. Cap. Rate             N/A                  10.71%               11.55%                12.25%              13.28%
                             -------------------  -------------------  --------------------  ------------------  ------------------
4. Rank Relative to Subject
    (inferior, similar,
      superior)              N/A                  superior             superior              superior            superior
                             -------------------  -------------------  --------------------  ------------------  ------------------

Explain Ranking/Comments:

These comparables have been rated as superior to subject. The reason is because of the age and location of these comparables and also the income stream. While Wal-Mart is the major tenant in these comparables, new Wal-Mart SuperStores have been built nearby and Wal-Mart will vacate the premises. However, Wal-Mart will continue paying rent for approximately 10-12 years.

Comparable Sale No. 1

                               [GRAPHIC OMITTED]

TMS:
Name:                    Triangle Village
Location:                U.S. 378 & North Lake Drive (SC#6)
                         Lexington, SC
Grantor:                 1994 N1 SC Associates
Grantee:                 Tri Centers, LP
Deed Reference:          Book 3260, Page 199
Date:                    January 31, 1995
Sales Price:             $4,489,380
Adjusted Sales Price:    $4,489,380
Size building            115,754
Sales Price per S.F.:    $38.78
Size Land (Acres):       12.51
Size Land (S.F.):        544,936
Year Built:              1985
Land/Building Ratio:     4.71 to 1
Utilities:               All Available
Zoning:                  Commercial
Financing:               Cash to Seller
Gross Potential Income:  $607,469
Effective Gross Income:  $607,469
Gross Income Multiple:   7.39
EGIM:                    7.39
Net Operating Income:    $480,919
Overall Rate:            10.71%
Verification:            Public Records
Type of Purchaser:       Private Investor

Comments:

This center is anchored by Wal-Mart (65,904 SF) and Food Lion (25,000 SF) and there are 7 local shops totaling 24,850 SF (21.5 percent). At the time of sale, the center was 98.7 percent occupied with only 2,000 SF vacant. Wal-Mart has a base rent of $3.55 and the lease expires 11/05. Currently, Wal-Mart is paying about $0.50 per SF overage rent and Wal-Mart is expected to leave the center in the near future as no expansion room is available. The estimated cap rate excludes potential overage rent form Wal-Mart and only excludes income from the 2,000 SF vacant bay. Projected expenses include $0.10 per SF reserves. The center is masonry with brick front and metal mansard canopy roof and in average condition. No outparcels were included with this sale.

Comparable Sale No. 2

                               [GRAPHIC OMITTED]

TMS:
Name:                    Barnwell Plaza
Location:                1019 Dunbarton Boulevard
                         Barnwell, SC
Grantor:                 1994 N1 SC Associates, LP
Grantee:                 Tri Centers, LP
Deed Reference:          Book 282, Page 137
Date:                    January 31, 1995
Sales Price:             $2,860,620
Adjusted Sales Price:    $2,860,620
Size building            70,725
Sales Price per S.F.:    $40.45
Size Land (Acres):       11.28
Size Land (S.F.):        491,357
Year Built:              1985
Land/Building Ratio:     6.95 to 1
Utilities:               All Available
Zoning:                  Commercial
Financing:               Cash to Seller
Gross Potential Income:  $399,045
Effective Gross Income:  $399,045
Gross Income Multiple:   7.17
EGIM:                    7.17
Net Operating Income:    $330,327
Overall Rate:            11.55%
Verification:            Purchaser
Type of Purchaser:       Private Investor

Comments:

This is a good quality community shopping center located in the town of Barnwell in Barnwell County (pop. 20,000) in western South Carolina. Approximately 91% of the center was comprised of anchor space, including Wal-Mart (34,875 SF), Food Lion (21,000 SF) and Revco Drugs (8,450 SF). The income and expense data here is based on the center's actual performance at the time of sale, and include approximately $0.50 SF in overage rents from Wal-Mart and $0.10 SF in reserves.

Comparable Sale No. 3

                               [GRAPHIC OMITTED]

TMS:
Name:                    Hampton Plaza
Location:                2864 Wilma Rudolph Boulevard
                         Clarksville, TN
Grantor:                 Aetna Life Insurance Company
Grantee:                 Hampton II, LP
Deed Reference:          Book 580, Page 1793
Date:                    December 26, 1995
Sales Price:             $6,150,000
Adjusted Sales Price:    $6,150,000
Size building:           189,302
Sales Price per S.F.:    $32.49
Size Land (Acres):       23.24
Size Land (S.F.):        1,012,334
Year Built:              1988
Land/Building Ratio:     5.35 to 1
Utilities:               All Available
Zoning:                  C-3, Shopping Center District
Financing:               Cash to Seller
Gross Potential Income:  $966,102
Effective Gross Income:  $937,119
Gross Income Multiple:   6.37
EGIM:                    6.56
Net Operating Income:    $753,627
Overall Rate:            12.25%
Verification:            Public Records
Type of Purchaser:       Private Investor

Comments:

This is a community shopping center with Wal-Mart as a major tenant prior to a new Wal-Mart Superstore being built on the same block. While Wal-Mart remains liable for the lease, the store is vacant. The remainder of the center is occupied.

Comparable Sale No. 4

                               [GRAPHIC OMITTED]

TMS:
Name:                    Cumberland Place
Location:                209 New Smithville Highway
                         McMinnville, TN
Grantor:                 Aetna Life Insurance
Grantee:                 Cumberland II, LP
Deed Reference:          Book 287, Page 204
Date:                    December 26, 1995
Sales Price:             $5,225,050
Adjusted Sales Price:    $5,225,050
Size building:           143,951
Sales Price per S.F.:    $36.30
Size Land (Acres):       19.64
Size Land (S.F.):        855,518
Year Built:              1988
Land/Building Ratio:     5.94 to 1
Utilities:               All Available
Zoning:                  C-3, Highway Commercial District
Financing:               Cash to Seller
Gross Potential Income:  $902,918
Effective Gross Income:  $875,830
Gross Income Multiple:   5.79
EGIM:                    5.97
Net Operating Income:    $693,726
Overall Rate:            13.28%
Verification:            Public Records
Type of Purchaser:       Private Investor

Comments:

This is a community shopping center. Wal-Mart was the major tenant and remains liable for the lease for the remaining term. A new Wal-Mart Superstore was built one block west of this property.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  KALMIA PLAZA
           1680 RICHLAND AVENUE - WEST
           AIKEN, SC 29801-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
AMIGO'S RESTAURANT
JOSE G. GRANADOS                  629-10     2,000           09/01/96   08/31/01         6.50      09/01/96  12,999.96
                                                                                         6.75      09/01/97  13,500.00
                                                                                         7.25      09/01/98  14,499.96
------------------------------------------------------------------------------------------------------------------------
SOAP & SUDS
                                  629-20     1,608           07/01/94   06/30/99         7.00      07/01/92  11,256.00
                                                                                         7.50      07/01/96  12,060.00
------------------------------------------------------------------------------------------------------------------------
Available
                                  629-30    41,623                                       0.00                     0.00
------------------------------------------------------------------------------------------------------------------------
Available
                                  629-40     2,790                                       0.00                     0.00
------------------------------------------------------------------------------------------------------------------------
Available
                                  629-50     1,133                                       0.00                     0.00
------------------------------------------------------------------------------------------------------------------------
Available
                                  629-60     1,133                                       0.00                     0.00
------------------------------------------------------------------------------------------------------------------------
TWO SISTERS HAIR CARE
EVELYN A. MCGAHEE & SUSAN M.      629-80     1,776           06/01/95   05/31/98         5.00      06/01/92   8,880.00
------------------------------------------------------------------------------------------------------------------------
AIKEN COUNTY
AIKEN COUNTY                      629-90    13,278           01/01/90   06/30/98         4.55      10/01/91  60,354.00
                                                                                         0.00                     0.00
                                                                                         4.81      07/91/95  63,853.92
                                                                                         3.18      05/01/96  42,224.04
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
TENANT INFORMATION                            REIMBURSEMENTS                         RENEWAL OPTIONS              PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
AMIGO'S RESTAURANT
JOSE G. GRANADOS                Full     0    Full      0     Full     0                           0.00        0.00         0
                                                                                                   0.00        0.00         0
                                                                                                   0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
SOAP & SUDS
                                Full     0    Full      0     Full     0                           0.00        0.00         0
                                                                                                   0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
Available
                                         0              0              0                           0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
Available
                                         0              0              0                           0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
Available
                                         0              0              0                           0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
Available
                                         0              0              0                           0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
TWO SISTERS HAIR CARE
EVELYN A. MCGAHEE & SUSAN M.    Full     0    Full      0     Full     0                           0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
AIKEN COUNTY
AIKEN COUNTY                    None     0    None      0     None     0   07/01/95   06/30/98     0.00        0.00         0

                                                                                                   0.00        0.00         0
                                                                                                   0.00        0.00         0
                                                                                                   0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  KALMIA PLAZA
           1680 RICHLAND AVENUE - WEST
           AIKEN, SC 29801-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
AIKEN COUNTY HEALTH DEPT.
SC DHEC AIKEN COUNTY HEALTH D     629-93     1,500           11/01/96   10/31/97         2.00      11/01/96   3,000.00
-------------------------------------------------------------------------------------------------------------------------
Available
                                  629-95     5,340                                       0.00                     0.00
-------------------------------------------------------------------------------------------------------------------------
EEJAY'S RESTAURANT
EEJAY'S, INC.                     629-170    5,172           03/01/96   02/28/01         0.00                     0.00
                                                                                         2.22      04/01/91  11,484.00
                                                                                         0.00                     0.00
                                                                                         5.74      03/01/96  29,676.00
                                                                                         5.97      03/01/97  30,876.00
                                                                                         6.20      03/01/98  32,076.00
                                                                                         6.43      03/01/99  33,276.00
                                                                                         6.67      03/01/00  34,476.00
-------------------------------------------------------------------------------------------------------------------------
AARON'S RENT TO OWN
CAROLINA & CHARLES H. EVANS,      629-190   6,270            10/01/93   12/31/98         0.00                     0.00
                                                                                         0.00                     0.00
                                                                                         3.75      01/01/94  23,512.56
                                                                                         4.25      01/01/95  26,647.56
                                                                                         4.90      01/01/96  30,723.00
                                                                                         5.15      01/01/98  32,290.56
-------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
TENANT INFORMATION                            REIMBURSEMENTS                          RENEWAL OPTIONS                 PERCENT RENT
                                  Tax   Base    Ins    Base     CAM   Base                           per        Pcnt of  Amount  Nat
Tenant Name                      Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ             Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
AIKEN COUNTY HEALTH DEPT.
SC DHEC AIKEN COUNTY HEALTH D     None     0    None      0     None     0                          0.00        0.00        0
------------------------------------------------------------------------------------------------------------------------------------
Available
                                           0              0              0                          0.00        0.00        0
------------------------------------------------------------------------------------------------------------------------------------
EEJAY'S RESTAURANT
EEJAY'S, INC.                    Full      0    Full      0     Full     0   03/01/01   02/28/06    0.00        0.00        0
                                                                             03/01/01   02/28/06    0.00        0.00        0
                                                                                                    0.00        0.00        0
                                                                                                    0.00        0.00        0
                                                                                                    0.00        0.00        0
                                                                                                    0.00        0.00        0
                                                                                                    0.00        0.00        0
                                                                                                    0.00        0.00        0
------------------------------------------------------------------------------------------------------------------------------------
AARON'S RENT TO OWN
CAROLINA & CHARLES H. EVANS,     Full      0    Full      0     Full     0   01/01/99   12/31/03    5.25        0.00        0
                                                                                                    0.00        0.00        0
                                                                                                    0.00        0.00        0
                                                                                                    0.00        0.00        0
                                                                                                    0.00        0.00        0
                                                                                                    0.00        0.00        0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  KALMIA PLAZA
           1680 RICHLAND AVENUE - WEST
           AIKEN, SC 29801-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
DOLLAR GENERAL #2855
DOLGENCORP, INC.                  629-195    8,250           05/01/93   04/30/98         2.55      06/01/93  21,000.00
                                                                                         0.00                     0.00
                                                                                         0.00                     0.00
-------------------------------------------------------------------------------------------------------------------------
ROSE'S
ROSE'S STORES, INC.               629-200   50,250           05/15/67   05/14/98         1.25      05/01/67  62,812.56
                                                                                         0.77      03/01/93  38,812.56
                                                                                         1.25      03/01/94  62,812.56
-------------------------------------------------------------------------------------------------------------------------
REVCO #1523
                                  629-210   11,500           11/01/68   08/31/03         1.38      11/01/88  15,870.00
                                                                                         1.63      01/01/97  18,744.96
-------------------------------------------------------------------------------------------------------------------------
CENTRAL RENTS, INC.
F/K/A RENTRONICS D/B/A WBC HO     629-220    3,115           08/01/95   07/31/00         5.72      07/01/92  17,823.96
                                                                                         6.40      08/01/95  19,935.96
                                                                                         7.00      08/01/97  21,804.94
-------------------------------------------------------------------------------------------------------------------------
OLAN MILLS, INC.
OLAN MILLS, INC.                  629-240    1,432           08/01/94  07/31/99          0.00                     0.00
                                                                                         4.35      02/01/89   6,231.48
                                                                                         5.87      08/01/94   8,400.00
-------------------------------------------------------------------------------------------------------------------------
RHODES-MURPHY & COMPANY
RHODES-MURPHY, INC.               629-250    1,400           01/01/96  12/31/98          7.00      01/01/96   9,799.92
-------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
TENANT INFORMATION                            REIMBURSEMENTS                          RENEWAL OPTIONS                PERCENT RENT
                                  Tax   Base    Ins    Base     CAM   Base                           per        Pcnt of  Amount  Nat
Tenant Name                      Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ             Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
DOLLAR GENERAL #2855
DOLGENCORP, INC.                  PRS   1993    PRS    1993     Full     0   05/01/98   04/30/01    0.00       3.00    840,000
                                                                             05/01/01   04/30/04    0.00       3.00          0
                                                                             05/01/04   04/30/07    0.00       3.00          0
------------------------------------------------------------------------------------------------------------------------------------
ROSE'S
ROSE'S STORES, INC.               None     0    None      0     None     0   05/15/98   05/14/03    1.25       2.50  2,512,500   Y
                                                                                                    0.00       2.50  1,552,500   Y
                                                                                                    0.00       2.50  2,512,500   Y
------------------------------------------------------------------------------------------------------------------------------------
REVCO #1523
                                  None     0    None      0     Full     0   09/01/98   08/31/03    6.50       3.00    529,000   Y
                                                                                                    0.00       3.00    624,600   Y
------------------------------------------------------------------------------------------------------------------------------------
CENTRAL RENTS, INC.
F/K/A RENTRONICS D/B/A WBC HO     Full     0    Full      0     Full     0                          0.00       0.00          0
                                                                                                    0.00       0.00          0
                                                                                                    0.00       0.00          0
------------------------------------------------------------------------------------------------------------------------------------
OLAN MILLS, INC.
OLAN MILLS, INC.                 PRS    1983   PRS     1983    Full     0   08/01/99   07/31/04     0.00       0.00          0
                                                                                                    0.00       0.00          0
                                                                                                    0.00       0.00          0
------------------------------------------------------------------------------------------------------------------------------------
RHODES-MURPHY & COMPANY
RHODES-MURPHY, INC.              Full      0   Full       0    Full     0                           0.00       0.00          0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  KALMIA PLAZA
           1680 RICHLAND AVENUE - WEST
           AIKEN, SC 29801-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
PIZZA HOUSE
CARRIE T. & HERMAN L. LYBRAND     629-260    2,800           07/01/90   06/30/98         0.00                     0.00
                                                                                         2.81      07/01/93    7,875.96
                                                                                         6.00      07/01/95   16,800.00
------------------------------------------------------------------------------------------------------------------------
RADIO SHACK #01-9616
TANDY CORPORATION                 629-280    2,800           06/14/96   06/30/01         0.00                      0.00
                                                                                         6.00      07/01/96   16,800.00
------------------------------------------------------------------------------------------------------------------------
Available
                                  629-300    1,435                                       0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
RURAL-METRO CORP/EMS VENTURES
EMS VENTURES OF SOUTH CAROLIN     629-310    1,400           06/03/96   06/30/99         8.72     07/01/96    12,204.00
                                                                                         0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
FOOD LION #245
FOOD LION                         629-410   33,000           04/29/85   04/28/05         3.61     05/10/85   119,122.56
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
                                                                                         0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
WESTERN AUTO SUPPLY CO.
WESTERN AUTO SUPPLY CO.           629-420   14,325           10/01/69   09/30/99         2.12    10/01/89     30,431.28
                                                                                         0.00                      0.00
------------------------------------------------------------------------------------------------------------------------------------
TENANT INFORMATION                            REIMBURSEMENTS                          RENEWAL OPTIONS                PERCENT RENT
                                  Tax   Base    Ins    Base     CAM   Base                           per        Pcnt of   Amount Nat
Tenant Name                      Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ              Over Brk
------------------------------------------------------------------------------------------------------------------------------------
PIZZA HOUSE
CARRIE T. & HERMAN L. LYBRAND     Full     0    Full      0     Full     0   07/01/95   06/30/98    0.00        0.00          0
                                                                                                    0.00        0.00          0
                                                                                                    0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
RADIO SHACK #01-9616
TANDY CORPORATION                 PRS   1985    Full      0     Full     0   07/01/01   06/30/06    7.00        3.00          0   Y
                                                                             07/01/06   06/30/11    8.00        3.00    560,000   Y
------------------------------------------------------------------------------------------------------------------------------------
Available
                                           0              0              0                          0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
RURAL-METRO CORP/EMS VENTURES
EMS VENTURES OF SOUTH CAROLIN     Full     0   Full       0     Full     0   07/01/99   06/30/02    0.00        0.00          0
                                                                                                    0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
FOOD LION #245
FOOD LION                         PRS   1986   PRS     1986     Full     0   04/29/05   04/28/10    3.61        1.00 11,923,100   Y
                                                                             04/29/10   04/28/15    3.61        1.00    258,931   Y
                                                                             04/29/15   04/28/20    3.61        1.00          0   Y
                                                                             04/29/20   04/28/25    3.61        1.00          0   Y
                                                                             04/29/25   04/28/30    3.61        1.00          0   Y
                                                                             04/29/30   04/28/35    3.61        1.00          0   Y
------------------------------------------------------------------------------------------------------------------------------------
WESTERN AUTO SUPPLY CO.
WESTERN AUTO SUPPLY CO.           PRS   1971   None       0     Full     0   10/01/84  09/30/89     1.25        3.00  1,014,375
                                                                             10/01/89  09/30/94     2.12        3.00          0

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  KALMIA PLAZA
           1680 RICHLAND AVENUE - WEST
           AIKEN, SC 29801-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
WESTERN AUTO SUPPLY CO.
WESTERN AUTO SUPPLY CO.           629-420   14,325           10/01/69   09/30/99         0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
BASKIN ROBBINS #1586
DAN & BECKY WHITE                 629-430        0   P       07/01/92   06/30/97         0.00      06/01/92    6,999.96
                                                                                         0.00      06/01/94    8,000.04
                                                                                         0.00      06/01/95    9,000.00
------------------------------------------------------------------------------------------------------------------------
DRYCLEAN 249
D.C.A. MANAGEMENT, INC.           629-450        0   P       07/01/95   06/30/98         0.00                      0.00
                                                                                         0.00      09/01/95   13,377.00
------------------------------------------------------------------------------------------------------------------------
WACHOVIA
WACHOVIA BANK OF S.C.             629-460        0   P       06/15/81   06/14/01         0.00      07/01/91    7,479.84
                                                                                         0.00      06/15/96    8,579.40
                                                                                         0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
Available                         629-470        0   P                                   0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..   161,876                                Current Annual Base Rent   507,770.64
                              Available.    53,454
                              Total.....   215,330
------------------------------------------------------------------------------------------------------------------------------------
TENANT INFORMATION                            REIMBURSEMENTS                          RENEWAL OPTIONS                PERCENT RENT
                                 Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of  Amount  Nat
Tenant Name                     Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ              Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
WESTERN AUTO SUPPLY CO.
WESTERN AUTO SUPPLY CO.         PRS    1971   None       0     Full     0   10/01/94  09/30/99     2.12        3.00         0
------------------------------------------------------------------------------------------------------------------------------------
BASKIN ROBBINS #1586
DAN & BECKY WHITE               Full      0   Full       0     None     0                          0.00        0.00         0
                                                                                                   0.00        0.00         0
                                                                                                   0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
DRYCLEAN 249
D.C.A. MANAGEMENT, INC.         Full      0   Full       0     None     0   07/01/98  06/30/01     0.00        0.00         0
                                                                                                   0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
WACHOVIA
WACHOVIA BANK OF S.C.           None      0   None       0     None     0   06/15/06  06/14/91     0.00        0.00         0
                                                                            06/15/91  06/14/96     0.00        0.00         0
                                                                            06/15/96  06/14/01     0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
Available                                 0              0              0                          0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY

                               [GRAPHIC OMITTED]

Richland Avenue - West - Looking West

                               [GRAPHIC OMITTED]

Richland Avenue - West - Looking East

                               [GRAPHIC OMITTED]

Subject - Front View - Food Lion and Western Auto

                               [GRAPHIC OMITTED]

Subject - Front and Side View - Food Lion

                               [GRAPHIC OMITTED]

Subject - Front and Side View - Western Auto

                               [GRAPHIC OMITTED]

Subject - Front and Side View - Western Auto

                               [GRAPHIC OMITTED]

Subject - Front and Side View - Shops

                               [GRAPHIC OMITTED]

Subject - Front and Side View - Shops

                               [GRAPHIC OMITTED]

Subject - Front View - Revco and Roses

                               [GRAPHIC OMITTED]

Subject - Front and Side View - Shops and Roses

                               [GRAPHIC OMITTED]

Subject - Front View - Revco and Shops

                               [GRAPHIC OMITTED]

Subject - Side View

                               [GRAPHIC OMITTED]

Subject - Front View - Shops

                               [GRAPHIC OMITTED]

Subject - Front View - Roses and Revco

                               [GRAPHIC OMITTED]

Subject - Front and Side View - Shops and Roses

                               [GRAPHIC OMITTED]

Subject - Front View - Mall

                               [GRAPHIC OMITTED]

Subject - Front View - Office Area

                               [GRAPHIC OMITTED]

Subject - Rear View - Mall

                               [GRAPHIC OMITTED]

Subject - Side View - Office Area

                               [GRAPHIC OMITTED]

Subject - Rear View

                               [GRAPHIC OMITTED]

Subject - Rear View - Shops

                               [GRAPHIC OMITTED]

Subject - Rear View - Shops

                               [GRAPHIC OMITTED]

Subject - Rear View

                               [GRAPHIC OMITTED]

Subject - Rear View

                               [GRAPHIC OMITTED]

Subject - Rear View - Food Lion and Shops

                               [GRAPHIC OMITTED]

Subject - Rear View

                               [GRAPHIC OMITTED]

Subject - Rear View

                               [GRAPHIC OMITTED]

Subject - Driveway from Side

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                                LAWNDALE VILLAGE

                               4701 Lawndale Drive
                   Greensboro, Guilford County, North Carolina

                                   Prepared by

                             O. Marshall Dodds, MAI

                      Date of Market Study - April 29, 1997

                   [Letterhead of O. Marshall Dodds Co., Inc.]

                                                   April 29, 1997

Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re:  Market Study
     Lawndale Village
     4701 Lawndale Drive
     Greensboro, Guilford County, North Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 29, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The subject property consists of a neighborhood shopping center that contains 46,337 square feet of leasable area. The center was constructed in 1987. The anchor tenant is Winn-Dixie Stores and the property is 100.0% occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary.

                                               Respectfully submitted,

                                               O. MARSHALL DODDS COMPANY, INC.


                                               /s/ O. Marshall Dodds, MAI
                                               ---------------------------------
                                               O. Marshall Dodds, MAI
                                               State Certified General
                                               Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

Regional Perspective

The Triad is a name given the area in North Carolina's Piedmont, which encompasses the cities of Winston-Salem, Greensboro, Highpoint and dozens of smaller towns and villages surrounding them. It encompasses eleven counties, and is the largest standing metropolitan statistical area of the (SMSA) in North Carolina and second largest between Washington, D.C. and Atlanta, with a population of approximately 1.2 million. The estimated population in 1997 for Guilford County is 368,729 and the Greensboro MSA has a population of 1,125,155. The City of Greensboro had a 1994 population of 194,100 people. There are several major employers in Guilford County which are Moses H. Cone Group of Health-Medical Services-4,000 employees; Cone Mills-Textiles-3,000 employees; Lucent Technologies-Communications-2,672 employees; Sears, Roebuck, and Co.-Retail/Customer Service-2,600 employees; American Express-Regional Card Center-2,600 employees; U.S. Postal Service-Postal Service-2,500 employees; Lorillard-Tobacco-2,400 employees; United Parcel Service-Parcel Ground Service-2,400 employees; AMP, Inc.-Electronics-2,200 employees; Jefferson Pilot Insurance Co.-Insurance-1,400 employees. These are just a few of the major employees. In 1996, new firms provided 606 new jobs and $69,650,000 in new investment. Existing firms that expanded provided 1,559 new jobs and $111,060,319 in new investment. The total in new jobs was 2,165 and new investment was $180,710,319. The estimated total Retail Space in Greensboro is approximately 7,800,000 square feet with the vacancy rate being approximately 7.0%. The Greensboro/Guilford County area has been a progressive city and growth has continued over the years. The economic base is stable and new growth and stability can be expected in the future.

The unemployment rate for Guilford County in June 1995 was 3.7 percent with the unemployment rate for the state of North Carolina being approximately 4.5%.

Neighborhood and Site

The subject neighborhood is located in the northern section of the City of Greensboro. Battleground Avenue, which is U.S. Highway #220, is a major traffic artery in the neighborhood and Lawndale Drive intersects with Battleground Avenue. The Guilford Battleground National Military Park is located in the neighborhood. There are several multi-family properties that are located around the subject property. These would include the Hedges Apartments, Battle Forge Apartments, Sunlet Condominiums, Battleground Apartments, Murisfield Condominiums, Mallard Lakes Apartments, Magnolia Apartments and the Hampton Apartments. A retirement home called Carriton is located in the neighborhood. There are several single family residential subdivisions that are located throughout the neighborhood and these are located off of Lawndale Drive. Lake Brandt Road is also a major traffic artery.

Physical features are as follows:

1.  Size                            4.646 acres or 202,380 SF

2.  Identity                        4701 Longdale Drive
                                    TMS# 06-0352-N0725-00-007

3.  Shape                           Irregular

4.  Topography                      Generally level, but the surrounding terrain
                                    features are gently rolling.

5.  Accessability                   Good

6.  Utilities                       Municipal

Physical Description

Building features are as follows:

1.  Size (net)                      46,337 SF

2.  Layout & Design                 One story - food store - five shops


3.  Parking Spaces                  227
                                    4.89 spaces per 1,000 square feet of net area

4.  Construction                    Brick and glass front with concrete block on
                                    side and rear and metal seam roof.

Market Position and Marketability Conclusions

Subject property is located in the northern section of the City of Greensboro. Several shopping centers are located in the immediate neighborhood and these would include Church Crossing, Battleground Plaza and Lawndale North. These shopping centers are experiencing high occupancy rates at this time. The size of this center is 65,754 SF and the rental rate for the shops is at $9.00 per square foot. The Background Plaza is located approximately one mile from subject and this center contains 144,625 square feet. Brendles is a major tenant but has closed the store and is operating through bankruptcy proceedings at this time. The remaining term on the lease is for 12 years and the leasing agent advises that serious inquiries are being made for this space. The rental rate for new space is at $13.00 per square foot. The Lawndale North Shopping Center is located nearby subject. The size of this center is 42,097 and the rental rates for new space is $12.00 per square foot. The Golden Gate Shopping Center is located outside of the immediate neighborhood and contains 154,507 square feet. This center was built in 1961 and renovated in 1985. The rental rate for new space is $8.00 to $8.25 per square foot.

The subject property has five shops and the rental rates range from $3.75 to $11.00 per square foot. This is within the range of the rates in the comparable shopping centers.

The rental rate for the Winn-Dixie Store is at $6.75 per square foot.

Trends:

The subject property is located in the north section of the City of Greensboro in an area that is practically fully built up. There are a number of multi-family projects in the neighborhood as well as several single family residential subdivisions. The neighborhood is considered to be stable at this time and the stability has been maintained in the past. It is thought that this will continue in the future.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                              SUBJECT                 COMPARABLE 1                    COMPARABLE 2
                                              -------                 ------------                    ------------
1.  Identification
    a.  Name                         Lawndale Village                 Church Crossing                 Battleground Plaza
                                     --------------------------       -------------------------       -----------------------
    b.  Street                                                        Lee Chapel Road & N.            Battleground Avenue
                                     4701 Lawndale Drive              Church Street                   & New Garden Road
                                     --------------------------       -------------------------       -----------------------
    c.  City                         Greensboro, NC                   Greensboro, NC                  Greensboro, NC
                                     --------------------------       -------------------------       -----------------------
    d.  Distance from subject        N/A                              3 miles                         1.5 miles
                                     --------------------------       -------------------------       -----------------------
    e.  Contact                      Edens & Avant, Inc.              DMI                             H.V. McCoy & Co.
                                     --------------------------       -------------------------       -----------------------
    f.  Phone                        803-779-4420                     704-535-9975                    910-545-0059
                                     --------------------------       -------------------------       -----------------------
2.  Attributes
    a.  Year built                   1987                             1987                            1988
                                     --------------------------       -------------------------       -----------------------
    b.  Net sq. Ft.                  46,337                           65,754                          144,625
                                     --------------------------       -------------------------       -----------------------
    c. # building                    1                                1                               1
                                     --------------------------       -------------------------       -----------------------
    d. #stories                      1                                1                               1
                                     --------------------------       -------------------------       -----------------------
    e. Avg. Floor plate size
         (SF), if office             N/A                              N/A                             N/A
                                     --------------------------       -------------------------       -----------------------
    f. # elevators                   N/A                              N/A                             N/A
                                     --------------------------       -------------------------       -----------------------
    g. Parking                       Adequate                         Adequate                        Adequate
                                     --------------------------       -------------------------       -----------------------
    h. Construction Type             Brick/Concrete Block             Brick/Concrete Block            Brick/Concrete Block
                                     --------------------------       -------------------------       -----------------------
    I.  Vacancy %                    0%                               0%                              2.30%
                                     --------------------------       -------------------------       -----------------------
    j.  Anchors, if Retail                                                                            Food Lion, Cloth
                                     Winn-Dixie                       Winn-Dixie, Revco               World, Brendles
                                     --------------------------       -------------------------       -----------------------


                                     COMPARABLE 3                       COMPARABLE 4
                                     ------------                       ------------
1.  Identification
    a.  Name                         Lawndale North                Golden Gate
                                     ------------------------      -----------------------
    b.  Street                       N/S Lawndale Drive at         Golden Gate Drive at
                                     Pisgah Church Rd.             Cornwallis Drive
                                     ------------------------      -----------------------
    c.  City                         Greensboro, NC                Greensboro, NC
                                     ------------------------      -----------------------
    d.  Distance from subject        1.5 miles                     5.0 miles
                                     ------------------------      -----------------------
    e.  Contact                      Koury Corp.                   Lat Purser & Assoc.
                                     ------------------------      -----------------------
    f.  Phone                        910-299-9200                  704-519-4237
                                     ------------------------      -----------------------
2.  Attributes
    a.  Year built                   1976                          1961 (Reh. 1985)
                                     ------------------------      -----------------------
    b.  Net sq. Ft.                  42,097                        154,507
                                     ------------------------      -----------------------
    c. # building                    1                             1
                                     ------------------------      -----------------------
    d. #stories                      1                             1
                                     ------------------------      -----------------------
    e. Avg. Floor plate size
         (SF), if office             N/A                           N/A
                                     ------------------------      -----------------------
    f. # elevators                   N/A                           N/A
                                     ------------------------      -----------------------
    g. Parking                       Adequate                      Adequate
                                     ------------------------      -----------------------
    h. Construction Type             Brick/Concrete Block          Brick/Concrete Block
                                     ------------------------      -----------------------
    I.  Vacancy %                    3.36%                         2.07%
                                     ------------------------      -----------------------
    j.  Anchors, if Retail                                         Food Lion, Revco,
                                     Food Lion, Revco              Harris Teeter
                                     ------------------------      -----------------------

Comments:

Comparables No. 1, 2 and 3 are located nearby subject, whereas, Comparable No. 4 is located outside of the immediate neighborhood. Comparable No. 1 was constructed in 1987 while Comparable No. 2 was constructed in 1988 and Comparable No. 3 was constructed in 1976. Comparable No. 4 was constructed in 1961 and rehabilitated in 1985. Comparables No. 1 and 3 are similar size to subject, whereas, Comparables No. 2 and No. 4 are larger than subject.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B. RENTAL INFORMATION

                                                  SUBJECT               COMPARABLE 1                  COMPARABLE 2
                                                  -------               ------------                  ------------
1.  Asking Rental Rate
     a.  Anchor Space                    $6.75                          N/A                           $3.00 - $5.50
                                         -------------------------      ------------------------      -----------------------
     b.  Shop Space                      $3.75 - $11.00                 $9.00                         $13.00
                                         -------------------------      ------------------------      -----------------------
2.  Lease Type (Gross/Net)               Triple Net                     Triple Net                    Triple Net
                                         -------------------------      ------------------------      -----------------------
3.  Rent Concessions                     None                           None                          None
                                         -------------------------      ------------------------      -----------------------
4.  Effective Rent                       $3.75 - $11.00                 $9.00                         $13.00
                                         -------------------------      ------------------------      -----------------------
5.  TI Allowance                         None                           None                          None
                                         -------------------------      ------------------------      -----------------------
6.  Expense Stop                         None                           None                          None
                                         -------------------------      ------------------------      -----------------------
7.  Length of Lease Term                 3 - 5 years (shop)             3 -5 years (shop)             3 - 5 years (shop)
                                         -------------------------      ------------------------      -----------------------
8.  Commissions                          5.00% to 7.00%                 5.00% to 7.00%                5.00% to 7.00%
                                         -------------------------      ------------------------      -----------------------
9.  Percentage Rent                                                     Winn-Dixie, Revco             Food Lion, Cloth
     (per lease terms)                   Winn Dixie                                                   World, Brendles
                                         -------------------------      ------------------------      -----------------------
10. Historical Annual
     Absorption/sq.ft.                   N/A                            N/A                           N/A
                                         -------------------------      ------------------------      -----------------------
11. Annual Operating Expense
     psf (Including taxes)               N/A                            N/A                           N/A
                                         -------------------------      ------------------------      -----------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)      N/A                            similar                       similar
                                         -------------------------      ------------------------      -----------------------

                                          COMPARABLE 3                     COMPARABLE 4
                                          ------------                     ------------
1.  Asking Rental Rate
     a.  Anchor Space                     N/A                        N/A
                                          ---------------------      -------------------------
     b.  Shop Space                       $12.00                     $8.00 - $8.25
                                          ---------------------      -------------------------
2.  Lease Type (Gross/Net)                Triple Net                 Triple Net
                                          ---------------------      -------------------------
3.  Rent Concessions                      None                       None
                                          ---------------------      -------------------------
4.  Effective Rent                        $12.00                     $8.00 - $8.25
                                          ---------------------      -------------------------
5.  TI Allowance                          None                       None
                                          ---------------------      -------------------------
6.  Expense Stop                          None                       None
                                          ---------------------      -------------------------
7.  Length of Lease Term                  3-5 years (shop)           3-5 years (shop)
                                          ---------------------      -------------------------
8.  Commissions                           5.00% - 7.00%              5.00% - 7.00%
                                          ---------------------      -------------------------
9.  Percentage Rent                       Food Lion, Revco           Food Lion, Revco,
     (per lease terms)                                               Harris-Teeter
                                          ---------------------      -------------------------
10. Historical Annual
         Absorption/sq.ft.                N/A                        N/A
                                          ---------------------      -------------------------
11. Annual Operating Expense
        psf (Including taxes)             N/A                        N/A
                                          ---------------------      -------------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)       similar                    similar
                                          ---------------------      -------------------------

D. EXPLAIN RANKING/COMMENTS:

The subject property is similar to these shopping centers that have been used as comparables. Comparables No. 1 and No. 2 have a rental range from $9.00 to $13.00 per square foot and Comparable No. 3 is at $12.00 per square foot. Comparable No. 4 has rental ranges from $8.00 to $8.25 per square foot, but this is an older center. The rental rates for subject range from $3.75 to $11.00.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1

                               [GRAPHIC OMITTED]

Name:                                    Church Crossing
Location:                                Lee Chapel Road at North Church Street
                                         Greensboro, NC
Year Built:                              1987
Total Size:                              65,754 SF
Vacant Space:                                 0 SF
Vacancy Rate:                                 0%
Rental Range:                            $9.00 per square foot
Tenant Expenses:                         Triple Net

Remarks:

Average quality center in average location. Area is considered relatively comparable to subject, although new residential development and street improvements are occurring nearby.

Comparable Rental No. 2
                               [GRAPHIC OMITTED]

Name:                                    Battleground Plaza
Location:                                Battleground Avenue at New Garden Road
                                         Greensboro, NC
Year Built:                              1988
Total Size:                              144,625 SF
Vacant Space:                              1,920 SF
Vacancy Rate:                               2.30%
Rental Range:                            $13.00 per square foot
Tenant Expenses:                         Triple Net

Remarks:

This is a large center. Initially, the lease-up period was extended and there was high vacancy in the local shops, partially due to poor visibility for the center section of the property. A shop containing 2,100 SF was leased approximately 90 days ago for 3 years at an average rental of $13.00 PSF. Brendles closed on August 13, 1996 through Bankruptcy proceedings, but remains liable for the least payments for 12 years. The leasing agent reveals that serious inquiries are being made for this space.

Comparable Rental No. 3
                               [GRAPHIC OMITTED]

Name:                                    Lawndale North
Location:                                Northeast Side of Lawndale Drive at
                                         Pisgah Church Road Greensboro, NC
Year Built:                              1976
Total Size:                              42,097 SF
Vacant Space:                             1,500 SF
Vacancy Rate:                              3.36%
Rental Range:                            $12.00 per square foot
Tenant Expenses:                         Triple Net

Remarks:

This center is in a different locale, but is an older property. This center has not been renovated. Terry Gibbs of Kourey revealed that they have leased two spaces of this center of the past six months. Both were 1,600 SF and leased at $12.00 PSF with $0.50 PSF increases per year for 3 years and pro rata expenses.

Comparable No. 4

                               [GRAPHIC OMITTED]

Name:                                    Golden Gate
Location:                                Golden Gate Drive at Cornwallis Drive
                                         Greensboro, NC
Year Built:                              1961 & Ren. 1985
Total Size:                              154,507 SF
Vacant Space:                              3,200 SF
Vacancy Rate:                               2.07%
Rental Range:                            $8.00 - $8.25 per square foot for the
                                         shops
Tenant Expenses:                         Triple Net

Remarks:

This center is an older property that underwent extensive renovation approximately 10 years ago. It is inferior even though not located on a main thoroughfare.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II. SALES COMPARABLE

                                              SUBJECT                COMPARABLE 1                  COMPARABLE 2
                                              -------                ------------                  ------------
1.   Identification
     a.  Name                        Lawndale Village                St. Andrews Crossing          Eastgate Shop. Center
                                     -------------------------       ------------------------      ------------------------
     b.  Street Address                                                                            NWC Whiskey Rd. &
                                     4701 Lawndale Drive             817 St. Andrews Road          Eastgate Dr.
                                     -------------------------       ------------------------      ------------------------
     c.  City                        Greensboro, NC                  Columbia, SC                  Aiken, SC
                                     -------------------------       ------------------------      ------------------------
     d.  Distance from Subject       N/A                             8 miles                       56 miles
                                     -------------------------       ------------------------      ------------------------
2.  Attributes
     a.  Year Built                  1987                            1994                          1995
                                     -------------------------       ------------------------      ------------------------
     b.  Net sq. feet                46,337 SF                       66,910 SF                     75,716 SF
                                     -------------------------       ------------------------      ------------------------
     c. # Buildings                  1                               1                             1
                                     -------------------------       ------------------------      ------------------------
     d. # of Stories                 1                               1                             1
                                     -------------------------       ------------------------      ------------------------
     e. Vacancy %                    0%                              0%                            5.00%
                                     -------------------------       ------------------------      ------------------------
3.  Sales Information
     a.  Sales Price                 N/A                             $6,550,000                    $6,675,000
                                     -------------------------       ------------------------      ------------------------
     b.  Sales Price PSF             N/A                             $97.89                        $88.16
                                     -------------------------       ------------------------      ------------------------
     c.   Date                       N/A                             05-25-94                      09-28-95
                                     -------------------------       ------------------------      ------------------------
     d.  NOI at time of Sale         N/A                             $634,797                      $657,896
                                     -------------------------       ------------------------      ------------------------
     e.  Cap. Rate                   N/A                             9.69%                         9.86%
                                     -------------------------       ------------------------      ------------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)   N/A                             superior                      similar
                                     -------------------------       ------------------------      ------------------------

                                      COMPARABLE 3                 COMPARABLE 4
                                      ------------                 ------------
1.   Identification
     a.  Name                         One Norman Center            Paw Creek Commons
                                      -----------------------      ------------------------
     b.  Street Address               19706 One Norman             E/S Little Rock Rd. at
                                      Blvd.                        Freedom Dr.
                                      -----------------------      ------------------------
     c.  City                         Cornelius, NC                Charlotte, NC
                                      -----------------------      ------------------------
     d.  Distance from Subject        100 miles                    92 miles
                                      -----------------------      ------------------------
2.  Attributes
     a.  Year Built                   1993                         1996
                                      -----------------------      ------------------------
     b.  Net sq. feet                 54,185 SF                    66,050
                                      -----------------------      ------------------------
     c. # Buildings                   1                            1
                                      -----------------------      ------------------------
     d. # of Stories                  1                            1
                                      -----------------------      ------------------------
     e. Vacancy %                     0%                           2.73%
                                      -----------------------      ------------------------
3.  Sales Information
     a.  Sales Price                  $4,650,000                   $5,384,000
                                      -----------------------      ------------------------
     b.  Sales Price PSF              $85.82                       $77.52
                                      -----------------------      ------------------------
     c.   Date                        10-12-95                     03-25-97
                                      -----------------------      ------------------------
     d.  NOI at time of Sale          $450,188                     $517,412
                                      -----------------------      ------------------------
     e.  Cap. Rate                    9.68%                        9.61%
                                      -----------------------      ------------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)    similar                      superior
                                      -----------------------      ------------------------

Explain Ranking/Comments:

These comparables are similar to subject. Comparables No. 1 and No. 4 have been ranked superior to subject because of the location being superior to that of subject and the rental rates for the shops being higher than in subject property. The tenant mix and income streams for all of these comparables are very similar to subject.

Comparable Sale No. 1

                               [GRAPHIC OMITTED]

TMS:                        6012 -1 -1
Name:                       St. Andrews Crossing
Location:                   817 St. Andrews Road, Columbia, SC
Grantor:                    Hayley-Redd, L.P.
Grantee:                    F.A.C. Properties
Deed Reference:             Book 1199, Page 331
Date:                       May 25, 1994
Sales Price:                $6,550,000
Adjusted Sales Price:       $6,550,000
Size building               66,910
Sales Price per S.F.:       $97.89
Size Land (Acres):          8.08
Size Land (S.F.):           351,965
Year Built:                 1994
Land/Building Ratio:        5.26 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $686,905
EGIM:                       9.54
Net Operating Income:       $634,797
Overall Rate:               9.69%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2

                               [GRAPHIC OMITTED]

TMS:
Name:                       Eastgate Shopping Center
Location:                   Northwest Corner of Whiskey Road & Eastgate Drive
                            Aiken, SC
Grantor:                    Southwest U.S. Retail, LP
Grantee:                    PDG Aiken Partners, LP
Deed Reference:             N/A
Date:                       September 28, 1995
Sales Price:                $6,675,000
Adjusted Sales Price:       $6,675,000
Size building:              75,716
Sales Price per S.F.:       $88.16
Size Land (Acres):          8.79
Size Land (S.F.):           382,892
Year Built:                 1995
Land/Building Ratio:        5.06 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $782,704
Effective Gross Income:     $782,704
EGIM:                       8.53
Net Operating Income:       $657,896
Overall Rate:               9.86%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3

                               [GRAPHIC OMITTED]

Name:                       One Norman Center
Location:                   19706 One Norman Boulevard
                            Cornelius, Mecklenburg County, NC
Grantor:                    One Norman Center, LP
Grantee:                    Lucky Realty
Deed Reference:             Book 8325, Page 721
Date:                       October 12, 1995
Sales Price:                $4,650,000
Adjusted Sales Price:       $4,650,000
Size building:              54,185
Sales Price per S.F.:       $85.82
Size Land (Acres):          5.69
Size Land (S.F.):           247,856
Year Built:                 1993
Land/Building Ratio:        4.57 to 1
Utilities:                  All Public
Zoning:                     CUB-2
Financing:                  Cash to Seller
Gross Potential Income:     $474,591 - $8.76/SF
Effective Gross Income:     $474,591 - $8.76/SF
Gross Income Multiple:      9.80
EGIM:                       9.80
Net Operating Income:       $450,188 - $8.31/SF
Overall Rate:               9.68%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4

                               [GRAPHIC OMITTED]

TMS:                        59-231-22,23 pt.
Name:                       Paw Creek Commons
Location:                   East side of Little Rock Road at Freedom Drive
Grantor:                    Paw Creek, LLC
Grantee:                    Paw Creek Crossing Limited Partnership
Deed Reference:             Book 8988, Page 519
Date:                       March 25, 1997
Sales Price:                $5,120,000
Adjusted Sales Price:       $5,384,000
Size building:              66,050
Sales Price per S.F.:       $77.52
Size Land (Acres):          9.82
Size Land (S.F.):           427,759
Year Built:                 1996
Land/Building Ratio:        6.48 to 1
Utilities:                  Municipal
Zoning:                     CC, Commercial Center
Financing:                  Cash to Seller
Gross Potential Income:     $568,840
Effective Gross Income:     $552,054
Gross Income Multiple:      9.00
EGIM:                       9.27
Net Operating Income:       $517,412
Overall Rate:               9.61%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                               Comparable Rentals

                                [GRAPHIC OMITTED]

                               Improved Sales Map

                                [GRAPHIC OMITTED]

                                   Site Plan

                                [GRAPHIC OMITTED]

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  LAWNDALE VILLAGE
           4701 LAWNDALE DRIVE
           GREENSBORO, NC

Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

---------------------------------------------------------------------------------------------------------------------
              TENANT AND PROPERTY INFORMATION                   LEASE TERM          RENT INFORMATION
                                                                                    per                       Annual
Tenant Name                          Unit #  Sq Feet   Misc   From      To     MTM  SF/YR        Begin     Base Rent
---------------------------------------------------------------------------------------------------------------------
CLEANER IMAGE
EDWIN M. CHAPMAN, JR.                620- 10    3,000       10/01/87 09/30/97       0.00                        0.00
                                                                                   11.00      10/01/87     33,000.00
                                                                                    0.00                        0.00
---------------------------------------------------------------------------------------------------------------------
GOLDEN PIZZA & SUBS
ALI DIB / ISSAM KAYHLAWI             620- 20    1,200       11/01/93 10/31/98       9.00      02/01/94     10,800.00
                                                                                    3.75      05/01/95      4,500.00
---------------------------------------------------------------------------------------------------------------------
CREATE-A-CAKE
VICKY HAYES                          620- 30    2,480       10/01/91 09/30/01       0.00                        0.00
                                                                                    0.00                        0.00
                                                                                    3.97      10/01/92      9,600.00
                                                                                    4.35      10/01/93     10,800.00
                                                                                    4.84      10/01/94     12,000.00
                                                                                    5.32      10/01/95     13,200.00
                                                                                    6.00      10/01/98     14,880.00
---------------------------------------------------------------------------------------------------------------------
MOVIES INC.
ROBERT W. SCHWAB                     620- 40    1,635       10/01/93 09/30/98       0.00                        0.00
                                                                                    0.00                        0.00
                                                                                    8.00      10/01/93     13,080.00
                                                                                    8.54      10/01/95     13,956.36
---------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                       REIMBURSEMENTS                        RENEWAL OPTIONS                  PERCENT RENT
                           Tax     Base   Ins   Base    CAM    Base                          per         Pcnt of          Amount Nat
Tenant Name               Recov    Year  Recov  Year   Recov   Year    Begin       End      SF/YR   Typ                     Over Brk
------------------------------------------------------------------------------------------------------------------------------------
CLEANER IMAGE
EDWIN M. CHAPMAN, JR.     Full      0    Full    0     Full     0     10/01/97   09/30/02    0.00        4.00                 0    Y
                                                                      10/01/02   09/30/07    0.00        4.00           825,000    Y
                                                                                             0.00        4.00                 0    Y
------------------------------------------------------------------------------------------------------------------------------------
GOLDEN PIZZA & SUBS
ALI DIB / ISSAM KAYHLAWI  Full      0    Full    0     Full     0                            0.00        0.00                 0
                                                                                             0.00        0.00                 0
------------------------------------------------------------------------------------------------------------------------------------
CREATE-A-CAKE
VICKY HAYES               Full      0    Full    0     Full     0     10/01/96   09/30/01    0.00        5.00           264,000
                                                                                             0.00        5.00           240,000
                                                                                             0.00        5.00                 0
                                                                                             0.00        5.00                 0
                                                                                             0.00        5.00                 0
                                                                                             0.00        5.00                 0
                                                                                             0.00        5.00                 0
------------------------------------------------------------------------------------------------------------------------------------
MOVIES INC.
ROBERT W. SCHWAB          Full      0    Full    0     Full     0     10/01/95   09/30/98    8.53        4.00                 0    Y
                                                                                             0.00        4.00                 0    Y
                                                                                             0.00        4.00           327,000    Y
                                                                                             0.00        4.00           348,900    Y
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  LAWNDALE VILLAGE
           4701 LAWNDALE DRIVE
           GREENSBORO, NC

Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
          TENANT AND PROPERTY INFORMATION                       LEASE TERM                  RENT INFORMATION
                                                                                    per                         Annual
Tenant Name                          Unit #  Sq Feet   Misc   From      To     MTM  SF/YR        Begin       Base Rent
------------------------------------------------------------------------------------------------------------------------
MAHI'S
JOEY'S                                620- 50   2,100       12/01/92 11/30/98              0.00                    0.00
                                                                                           0.00                    0.00
                                                                                          11.00     12/01/92  23,100.00
------------------------------------------------------------------------------------------------------------------------
WINN-DIXIE CHARLOTTE, INC             620- 60  35,922       05/14/87 05/13/07              6.75     06/01/87 242,474.04
                                                                                           0.00                    0.00
                                                                                           0.00                    0.00
                                                                                           0.00                    0.00
                                                                                           0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
                       Square Feet: Occupied.. 46,337                              Current Annual Base Rent  336,530.40
                                    Available.      0
                                    Total..... 46,337
--------------------------------------------------------------------------------------------------------------------------------
                                     REIMBURSEMENTS                         RENEWAL OPTIONS                PERCENT RENT
                             Tax  Base   Ins   Base    CAM    Base                            per         Pcnt of      Amount Nat
Tenant Name                 Recov Year  Recov  Year   Recov   Year    Begin       End        SF/YR   Typ                 Over Brk
--------------------------------------------------------------------------------------------------------------------------------
MAHI'S
JOEY'S                       Full   0    Full    0      Full    0    12/01/95  11/30/98       0.00         6.00      700,000
                                                                                              0.00         6.00            0
                                                                                              0.00         6.00            0
--------------------------------------------------------------------------------------------------------------------------------
WINN-DIXIE CHARLOTTE, INC    Full   0    Full    0      Full    0    05/14/07  05/13/12       6.75         0.00            0
                                                                     05/14/12  05/13/17       6.75         0.00            0
                                                                     05/14/17  05/13/22       6.75         0.00            0
                                                                     05/14/22  05/13/27       6.75         0.00            0
                                                                     05/14/27  05/13/32       6.75         0.00            0
--------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY

                                [GRAPHIC OMITTED]

Lawn Dale Drive Looking North

                                [GRAPHIC OMITTED]

Lawn Dale Drive Looking South

                               [GRAPHIC OMITTED]

Cottage Place Looking East

                                [GRAPHIC OMITTED]

Cottage Place Looking West

                                [GRAPHIC OMITTED]

Entrance Way From Lawn Dale Drive

                                [GRAPHIC OMITTED]

Entrance Way From Lawn Dale Drive

                                [GRAPHIC OMITTED]

Entrance Way From Lawn Dale Drive

                                [GRAPHIC OMITTED]

Entrance Way From Lawn Dale Drive

                                [GRAPHIC OMITTED]

Entrance Way From Cottage Place

                                [GRAPHIC OMITTED]

Front View

                                [GRAPHIC OMITTED]

Front And Side View of Winn Dixie Store

                                [GRAPHIC OMITTED]

Front And Side View of Other Stores

                                [GRAPHIC OMITTED]

Subject Rear View

                                [GRAPHIC OMITTED]

Subject Rear View

                                [GRAPHIC OMITTED]

Subject Rear View

                                [GRAPHIC OMITTED]

Subject Rear View

                                [GRAPHIC OMITTED]

Subject Rear And Side View

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                                 WATERWAY PLAZA

                              3369 Highway 9, East
                   Little River, Horry County, South Carolina





                                   Prepared by

                             O. Marshall Dodds, MAI

                       Date of Market Study - May 13, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]



                                       May 13, 1997




Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re:  Market Study
     Waterway Plaza
     3369 Highway 9, EAst
     Little River, Horry County, South Carolina


Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 13, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The subject property consists of a neighborhood shopping center that contains 49,750 square feet of leasable area. The center was constructed in 1991 and the major tenants are Food Lion and Revco.
The center is 100.0% occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary.

                                     Respectfully submitted,

                                     O. MARSHALL DODDS COMPANY, INC.


                                     /s/ O. Marshall Dodds, MAI
                                     ------------------------------
                                     O. Marshall Dodds, MAI
                                     State Certified General
                                     Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Little River and Horry County are located in the Northeast portion of the State of South Carolina. The population for Little River Division was 17,833. Horry County had a population of 144,053. Agriculture, industry and tourism provide for a strong economy in the area. The chief agricultural product is tobacco and Little River is the site of three markets. Produce and grain make up the remainder of the farming products. Major industries include electronics, apparel, draperies, metal work, machinery, furniture and forestry products. The City of Little River is located approximately 15 miles east of the downtown area of Conway. The tourism at Myrtle Beach is a high profile attraction and contributes to the economy. The City of Little River and Horry County have a stable and diversified economic base and the area has experienced growth in recent years.

The unemployment rate for Horry County as of March, 1997 was 5.5 percent while the statewide rate was 5.5%.

Neighborhood and Site

The neighborhood is located in the northern portion of the Grand Strand area at the intersection of SC Highway #9 and U.S. Highway #17. The town is known as Little River. The makeup of the neighborhood along SC Highway #9 consists of several single family residential subdivisions and the Bay Tree development with single family dwellings and villas built around a golf course. There are also rural residential properties located to the north along SC Highway #9. The development along U.S. Highway #17 from SC Highway #9 to the North Carolina state line consists of commercial type developments as well as single family residential developments and condominium developments that are located along the waterway. There are a number of restaurants located along U.S. Highway #17 in the Little River area. The North Myrtle Beach area is located to the south of the intersection of SC Highway #9 and U.S. Highway #17.

Physical features are as follows:

1.  Size                             9.66 acres or 420,790 SF

2.  Identity                         3369 Highway 9, East
                                     TMS# 130-00-04-056

3.  Shape                            Irregular

4.  Topography                       Generally level and on street grade with
                                     SC Highway #9

5.  Accessability                    Good

6.  Utilities                        Municipal

Physical Description

Building features are as follows:


1.  Size (net)                       49,750 SF

2.  Layout & Design                  One story - food store - drug store - nine
                                     shops


3.  Parking Spaces                   268
                                     5.38 spaces per 1,000 square feet of net area

4.  Construction                     Brick and glass front with concrete block
                                     on side and rear and metal seam roof.

Market Position and Marketability Conclusions

The subject property is located in Little River which is at the northern portion of the Grand Strand area of Myrtle Beach. SC Highway #9 intersects with U.S. Highway #17 and the Little River area extends from this point to the North Carolina state line along U.S. Highway #17. The subject property is the prominent shopping center in the Little River area. There is another shopping center located to the northeast of subject along U.S. Highway #17 known as Little River Shopping Center. This center contains 53,282 square feet and Food Lion is the major tenant along with Revco Drugs. There are several other small shops in this center which was constructed in 1984. Due to the location and age of this center, it is not considered to be competition to subject property as subject neighborhood consists of the properties along SC Highway #9 and U.S. Highway #17. There are other shopping centers that are located along U.S. Highway #17 in the North Myrtle Beach area. These centers are located to the southeast of subject neighborhood. There are two or three centers that are experiencing high vacancy rates at this time. A new Food Lion Shopping Center was constructed in 1995 in the Cherry Grove area on U.S. Highway #17, which is several miles to the southeast. In addition to the Food Lion Store, six small shops were constructed.

The comparisons that have been made with subject property are the comparable shopping centers that are located in Conway which is felt to be more similar to the location of subject in Little River than the shopping centers in the North Myrtle Beach area. The Coastal Mall has shop space that is renting from $9.00 to $12.00 per square foot. This is a new shopping center being renovated in 1995 with a new K-Mart SuperStore and Winn-Dixie Store. The Eckerds Store and Peebles remained in the Mall area but front to the outside. Waccamaw Square is an older center that is located on the west side of Church Street. Bi-Lo has vacated the premises and the vacancy rate is high. However, several shops are being rented in a rental range from $2.50 to $6.00 per square foot. The Conway Plaza is located on the west side of Church Street and Food Lion is the major tenant, but has vacated the premises and is continuing to pay rent. The rental rates for the shops is from $6.00 to $8.00 per square foot. The Bay Village Shopping Center is a larger shopping center located at 2300 Church Street and Wal-Mart is the major tenant. There is a new SuperStore being built for Wal-Mart and Wal-Mart will be vacating the store in this center. The rental rate for the shop space is from $7.25 to $13.25.

The rental rates for subject property range from $8.00 to $9.50 per square foot for the shops while the Food Lion is being rented at $6.75 per square foot and the Revco Drug Store is being rented for $7.50 per square foot. These rental rates are reasonable and within the range of the other shopping centers.

Trends:

The subject property is located in Little River which is at the northern portion of the Grand Strand area. Developments along U.S. Highway #17 are typical with commercial properties being located on the highway and single family residential properties being located off of the highway and condominium projects also being located off of the highway. There has been growth throughout the neighborhood in recent years and it is thought that this will continue. There is land available along SC Highway #9 for single family residential development. The Bay Tree Development around Bay Tree Golf Course with single family dwellings and golf villas has been most successful.

The neighborhood is considered to be stable and it is thought that this stability will be maintained in the future with the continuing growth.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES

A   PROPERTY DESCRIPTION

                                              SUBJECT                 COMPARABLE 1                    COMPARABLE 2
                                              -------                 ------------                    ------------
1.  Identification
     a.  Name                        Waterway Plaza                   Coastal Mall                    Waccamaw Square
                                     --------------------------       -------------------------       -----------------------
     b.  Street                      3639 Highway #9, East            Church St. at 16th Ave.         W/S Church St.
                                     --------------------------       -------------------------       -----------------------
     c.  City                        Little River, SC                 Conway, SC                      Conway, SC
                                     --------------------------       -------------------------       -----------------------
     d.  Distance from subject       N/A                              1/2 mile                        1/3 mile
                                     --------------------------       -------------------------       -----------------------
     e.  Contact                     Edens & Avant, Inc.              Baker & Baker                   Gator Investments
                                     --------------------------       -------------------------       -----------------------
     f.  Phone                       803-779-4420                     803-254-8987                    305-949-9049
                                     --------------------------       -------------------------       -----------------------
2.  Attributes
     a.  Year built                  1991                             1994                            1976
                                     --------------------------       -------------------------       -----------------------
     b.  Net sq. Ft.                 49,750                           215,000                         87,039
                                     --------------------------       -------------------------       -----------------------
     c.  # building                  1                                1                               1
                                     --------------------------       -------------------------       -----------------------
     d.  #stories                    1                                1                               1
                                     --------------------------       -------------------------       -----------------------
     e.  Avg. Floor plate size
         (SF), if office             N/A                              N/A                             N/A
                                     --------------------------       -------------------------       -----------------------
     f.  # elevators                 N/A                              N/A                             N/A
                                     --------------------------       -------------------------       -----------------------
     g.  Parking                     Adequate                         Adequate                        Adequate
                                     --------------------------       -------------------------       -----------------------
     h.  Construction Type           Brick/Concrete Block             Brick/Concrete Block            Brick/Concrete Block
                                     --------------------------       -------------------------       -----------------------
     I.  Vacancy %                   0%                               0%                              25.85%
                                     --------------------------       -------------------------       -----------------------
     j.  Anchors, if Retail          Food Lion, Revco                 K-Mart, Winn-Dixie,             Revco, Dollar General
                                                                      Eckerds, Peebles
                                     --------------------------       -------------------------       -----------------------

                                       COMPARABLE 3                       COMPARABLE 4
                                       ------------                       ------------
1.  Identification
     a.  Name                          Conway Plaza                  Bay Village
                                       ------------------------      -----------------------
     b.  Street                        W/S Church St.                2300 Church Street
                                       ------------------------      -----------------------
     c.  City                          Conway, SC                    Conway, SC
                                       ------------------------      -----------------------
     d.  Distance from subject         1/3 mile                      22 miles
                                       ------------------------      -----------------------
     e.  Contact                       CBL & Associates              Edens & Avant, Inc.
                                       ------------------------      -----------------------
     f.  Phone                         423-855-0001                  803-779-4420
                                       ------------------------      -----------------------
2.  Attributes
     a.  Year built                    1985                          1988
                                       ------------------------      -----------------------
     b.  Net sq. Ft.                   33,000                        133,480
                                       ------------------------      -----------------------
     c.  # building                    1                             1
                                       ------------------------      -----------------------
     d.  #stories                      1                             1
                                       ------------------------      -----------------------
     e.  Avg. Floor plate size
         (SF), if office               N/A                           N/A
                                       ------------------------      -----------------------
     f.  # elevators                   N/A                           N/A
                                       ------------------------      -----------------------
     g.  Parking                       Adequate                      Adequate
                                       ------------------------      -----------------------
     h.  Construction Type             Brick/Concrete Block          Brick/Concrete Block
                                       ------------------------      -----------------------
     I.  Vacancy %                     3.64%                         .90%
                                       ------------------------      -----------------------
     j.  Anchors, if Retail            Food Lion                     Wal-Mart, Goody's,
                                                                     Big Lots
                                       ------------------------      -----------------------

Comments:

These comparables are located in Conway, but it is thought that these are similar to subject and comparisons can be made with subject property. The reason for this is subject is situated in a neighborhood that is not directly related to the developments along U.S. Highway #17. The shopping center does attract customers from some of the developments along U.S. Highway #17 and can also attract customers from developments that are located along SC Highway #9. These comparables are similar to subject and the income stream of these shopping centers is also similar to subject.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                                  SUBJECT               COMPARABLE 1                  COMPARABLE 2
                                                  -------               ------------                  ------------
1.  Asking Rental Rate

     a.  Anchor Space                    $6.75 - $7.50                  N/A                           N/A
                                         -------------------------      ------------------------      -----------------------
     b.  Shop Space                      $8.00 - $9.50                  $9.00 - $12.00                $2.50 - $6.00
                                         -------------------------      ------------------------      -----------------------
2.  Lease Type (Gross/Net)               Triple Net                     Triple Net                    Triple Net
                                         -------------------------      ------------------------      -----------------------
3.  Rent Concessions                     None                           None                          None
                                         -------------------------      ------------------------      -----------------------
4.  Effective Rent                       $8.00 - $9.50                  $9.00 - $12.00                $2.50 - $6.00
                                         -------------------------      ------------------------      -----------------------
5.  TI Allowance                         None                           None                          None
                                         -------------------------      ------------------------      -----------------------
6.  Expense Stop                         None                           None                          None
                                         -------------------------      ------------------------      -----------------------
7.  Length of Lease Term                 3 - 5 years (shop)             3 -5 years (shop)             3 - 5 years (shop)
                                         -------------------------      ------------------------      -----------------------
8.  Commissions                          5.00% to 7.00%                 5.00% to 7.00%                5.00% to 7.00%
                                         -------------------------      ------------------------      -----------------------
9.  Percentage Rent                                                     K-Mart, Winn-Dixie,
     (per lease terms)                   Food Lion, Revco               Eckerds, Pebbles              Revco
                                         -------------------------      ------------------------      -----------------------
10. Historical Annual
         Absorption/sq.ft.               N/A                            N/A                           N/A
                                         -------------------------      ------------------------      -----------------------
11. Annual Operating Expense
        psf (Including taxes)            N/A                            N/A                           N/A
                                         -------------------------      ------------------------      -----------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)      N/A                            superior                      inferior
                                         -------------------------      ------------------------      -----------------------

B.  RENTAL INFORMATION

                                          COMPARABLE 3                     COMPARABLE 4
                                          ------------                     ------------
1.  Asking Rental Rate

     a.  Anchor Space                     N/A                        $3.35 - $4.50
                                          ---------------------      -------------------------
     b.  Shop Space                       $6.00 - $8.00              $7.25 - $13.25
                                          ---------------------      -------------------------
2.  Lease Type (Gross/Net)                Triple Net                 Triple Net
                                          ---------------------      -------------------------
3.  Rent Concessions                      None                       None
                                          ---------------------      -------------------------
4.  Effective Rent                        $6.00 - $8.00              $7.25 - $13.25
                                          ---------------------      -------------------------
5.  TI Allowance                          None                       None
                                          ---------------------      -------------------------
6.  Expense Stop                          None                       None
                                          ---------------------      -------------------------
7.  Length of Lease Term                  3-5 years (shop)           3-5 years (shop)
                                          ---------------------      -------------------------
8.  Commissions                           5.00% - 7.00%              5.00% - 7.00%
                                          ---------------------      -------------------------
9.  Percentage Rent
     (per lease terms)                    Food Lion                  Wal-Mart, Goody's
                                          ---------------------      -------------------------
10. Historical Annual
         Absorption/sq.ft.                N/A                        N/A
                                          ---------------------      -------------------------
11. Annual Operating Expense
        psf (Including taxes)             N/A                        N/A
                                          ---------------------      -------------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)       inferior                   similar
                                          ---------------------      -------------------------

D. EXPLAIN RANKING/COMMENTS:

Comparable No. 1 has been rated as superior since this center has been renovated and expanded. Long term leases have been secured from K-Mart and Wal-Mart. Comparables No. 2 and No. 3 are inferior as the Supermarket is vacant. It is thought that Comparable No. 4 is similar even though it is a larger center.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1


                               [GRAPHIC OMITTED]


Name:                                    Coastal Mall
Location:                                Church Street at 16th Avenue
                                         Conway, SC
Year Built:                              1969 - Reh. 1994
Total Size:                              215,000 SF
Vacant Space:                                       0 SF
Vacancy Rate:                                       0%
Rental Range:                            $9.00 - $12.00 per square foot
Tenant Expenses:                         Triple Net

Remarks:

This mall was renovated in 1994. There is a new K-Mart SuperStore and a new Winn-Dixie Store. Peebles Department Store and Eckerds remain in the mall.

Comparable Rental No. 2


                               [GRAPHIC OMITTED]


Name:                                    Waccamaw Square
Location:                                W/S Church Street
                                         Conway, SC
Year Built:                              1976
Total Size:                              87,039 SF
Vacant Space:                            22,500 SF
Vacancy Rate:                                25.85%
Rental Range:                            $2.50 - $6.00 per square foot
Tenant Expenses:                         Triple Net

Remarks:

This is an older center and Bi-Lo has vacated the premises. The other stores are Dollar General, Ace TV Rentals, Revco. The former K-Mart that is next door is vacant.

Comparable Rental No. 3


                               [GRAPHIC OMITTED]


Name:                                    Conway Plaza
Location:                                W/S Church Street
                                         Conway, SC
Year Built:                              1985
Total Size:                              33,000 SF
Vacant Space:                              2,400 SF
Vacancy Rate:                                 3.64%
Rental Range:                            $6.00 - $8.00 per square foot
Tenant Expenses:                         Triple Net

Remarks:

The Food Lion Store is vacant, but continues to pay rent. There are two small shops that are vacant.

Comparable No. 4


                               [GRAPHIC OMITTED]


Name:                           Bay Village
Location:                       2300 Church Street
                                Conway, SC
Year Built:                     1988
Total Size:                     133,480 SF
Vacant Space:                       1,200 SF
Vacancy Rate:                              .90%
Rental Range:                   $7.25 - $13.25 per square foot for the shops
Tenant Expenses:                Triple Net

Remarks:

This center has Wal-Mart as the major tenant, but Wal-Mart will vacate the store as a new SuperStore is under construction on Church Street. This center has always experienced a high occupancy rate.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                              SUBJECT                COMPARABLE 1                  COMPARABLE 2
                                              -------                ------------                  ------------
1.   Identification
     a.  Name                        Waterway Plaza                  St. Andrews Crossing          Eastgate Shop. Center
                                     -------------------------       ------------------------      ------------------------
     b.  Street Address                                                                            NWC Whiskey Rd. &
                                     3639 Highway #9, East           817 St. Andrews Road          Eastgate Dr.
                                     -------------------------       ------------------------      ------------------------
     c.  City                        Little River, SC                Columbia, SC                  Aiken, SC
                                     -------------------------       ------------------------      ------------------------
     d.  Distance from Subject       N/A                             8 miles                       56 miles
                                     -------------------------       ------------------------      ------------------------
2.  Attributes

     a.  Year Built                  1991                            1994                          1995
                                     -------------------------       ------------------------      ------------------------
     b.  Net sq. feet                49,750                          66,910 SF                     75,716 SF
                                     -------------------------       ------------------------      ------------------------
     c.  # Buildings                 1                               1                             1
                                     -------------------------       ------------------------      ------------------------
     d.  # of Stories                1                               1                             1
                                     -------------------------       ------------------------      ------------------------
     e.  Vacancy %                   0%                              0%                            5.00%
                                     -------------------------       ------------------------      ------------------------
3.  Sales Information

     a.  Sales Price                 N/A                             $6,550,000                    $6,675,000
                                     -------------------------       ------------------------      ------------------------
     b.  Sales Price PSF             N/A                             $97.89                        $88.16
                                     -------------------------       ------------------------      ------------------------
     c.  Date                        N/A                             05-25-94                      09-28-95
                                     -------------------------       ------------------------      ------------------------
     d.  NOI at time of Sale         N/A                             $634,797                      $657,896
                                     -------------------------       ------------------------      ------------------------
     e.  Cap. Rate                   N/A                             9.69%                         9.86%
                                     -------------------------       ------------------------      ------------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)   N/A                             superior                      superior
                                     -------------------------       ------------------------      ------------------------

                                       COMPARABLE 3                 COMPARABLE 4
                                       ------------                 ------------
1.   Identification
     a.  Name                          One Norman Center            Paw Creek Commons
                                       -----------------------      ------------------------
     b.  Street Address                19706 One Norman             E/S Little Rock Rd. at
                                       Blvd.                        Freedom Dr.
                                       -----------------------      ------------------------
     c.  City                          Cornelius, NC                Charlotte, NC
                                       -----------------------      ------------------------
     d.  Distance from Subject         100 miles                    92 miles
                                       -----------------------      ------------------------
2.  Attributes

     a.  Year Built                    1993                         1996
                                       -----------------------      ------------------------
     b.  Net sq. feet                  54,185 SF                    66,050
                                       -----------------------      ------------------------
     c.  # Buildings                   1                            1
                                       -----------------------      ------------------------
     d.  # of Stories                  1                            1
                                       -----------------------      ------------------------
     e.  Vacancy %                     0%                           2.73%
                                       -----------------------      ------------------------
3.  Sales Information

     a.  Sales Price                   $4,650,000                   $5,384,000
                                       -----------------------      ------------------------
     b.  Sales Price PSF               $85.82                       $77.52
                                       -----------------------      ------------------------
     c.  Date                          10-12-95                     03-25-97
                                       -----------------------      ------------------------
     d.  NOI at time of Sale           $450,188                     $517,412
                                       -----------------------      ------------------------
     e.  Cap. Rate                     9.68%                        9.61%
                                       -----------------------      ------------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)     superior                     superior
                                       -----------------------      ------------------------

Explain Ranking/Comments:

These comparables are similar to subject as the tenant mix is similar with a food store and drug store. Comparable No. 1 and No. 4 have been ranked as superior because of the location and the rental rates for the shops being higher than subject property. The income stream of these comparables is similar to subject.

Comparable Sale No. 1


                               [GRAPHIC OMITTED]


TMS:                        6012 -1 -1
Name:                       St. Andrews Crossing
Location:                   817 St. Andrews Road, Columbia, SC
Grantor:                    Hayley-Redd, L.P.
Grantee:                    F.A.C. Properties
Deed Reference:             Book 1199, Page 331
Date:                       May 25, 1994
Sales Price:                $6,550,000
Adjusted Sales Price:       $6,550,000
Size building               66,910
Sales Price per S.F.:       $97.89
Size Land (Acres):          8.08
Size Land (S.F.):           351,965
Year Built:                 1994
Land/Building Ratio:        5.26 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $686,905
EGIM:                       9.54
Net Operating Income:       $634,797
Overall Rate:               9.69%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2


                               [GRAPHIC OMITTED]


TMS:
Name:                       Eastgate Shopping Center
Location:                   Northwest Corner of Whiskey Road & Eastgate Drive
                            Aiken, SC
Grantor:                    Southwest U.S. Retail, LP
Grantee:                    PDG Aiken Partners, LP
Deed Reference:             N/A
Date:                       September 28, 1995
Sales Price:                $6,675,000
Adjusted Sales Price:       $6,675,000
Size building:              75,716
Sales Price per S.F.:       $88.16
Size Land (Acres):          8.79
Size Land (S.F.):           382,892
Year Built:                 1995
Land/Building Ratio:        5.06 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $782,704
Effective Gross Income:     $782,704
EGIM:                       8.53
Net Operating Income:       $657,896
Overall Rate:               9.86%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3


                               [GRAPHIC OMITTED]


Name:                       One Norman Center
Location:                   19706 One Norman Boulevard
                            Cornelius, Mecklenburg County, NC
Grantor:                    One Norman Center, LP
Grantee:                    Lucky Realty
Deed Reference:             Book 8325, Page 721
Date:                       October 12, 1995
Sales Price:                $4,650,000
Adjusted Sales Price:       $4,650,000
Size building:              54,185
Sales Price per S.F.:       $85.82
Size Land (Acres):          5.69
Size Land (S.F.):           247,856
Year Built:                 1993
Land/Building Ratio:        4.57 to 1
Utilities:                  All Public
Zoning:                     CUB-2
Financing:                  Cash to Seller
Gross Potential Income:     $474,591 - $8.76/SF
Effective Gross Income:     $474,591 - $8.76/SF
Gross Income Multiple:      9.80
EGIM:                       9.80
Net Operating Income:       $450,188 - $8.31/SF
Overall Rate:               9.68%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4


                               [GRAPHIC OMITTED]


TMS:                        59-231-22,23 pt.
Name:                       Paw Creek Commons
Location:                   East side of Little Rock Road at Freedom Drive
Grantor:                    Paw Creek, LLC
Grantee:                    Paw Creek Crossing Limited Partnership
Deed Reference:             Book 8988, Page 519
Date:                       March 25, 1997
Sales Price:                $5,120,000
Adjusted Sales Price:       $5,384,000
Size building:              66,050
Sales Price per S.F.:       $77.52
Size Land (Acres):          9.82
Size Land (S.F.):           427,759
Year Built:                 1996
Land/Building Ratio:        6.48 to 1
Utilities:                  Municipal
Zoning:                     CC, Commercial Center
Financing:                  Cash to Seller
Gross Potential Income:     $568,840
Effective Gross Income:     $552,054
Gross Income Multiple:      9.00
EGIM:                       9.27
Net Operating Income:       $517,412
Overall Rate:               9.61%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                                  ------------
                                  Location Map
                                  ------------



                               [GRAPHIC OMITTED]

                               ------------------
                               Comparable Rentals
                               ------------------

                                  Myrtle Beach
                                      and
                                South Carolina's
                                  Grand Strand



                               [GRAPHIC OMITTED]

                               ------------------
                               Comparable Rentals
                               ------------------



                               [GRAPHIC OMITTED]

                               ------------------
                               Improved Sales Map
                               ------------------



                               [GRAPHIC OMITTED]

                                   ---------
                                   Site Plan
                                   ---------



                               [GRAPHIC OMITTED]

                              EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  WATERWAY PLAZA
           3369 HIGHWAY 9 EAST
           LITTLE RIVER, SC 29566-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
--------------------------------------------------------------------------------------------------------------------------
LANE COIN LAUNDRY
LANE ENTERPRISES, INC.            624- 10    1,500           09/01/96  08/31/06          0.00                       0.00
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
                                                                                         8.50        08/05/91  12,750.00
                                                                                         9.50        09/01/96  14,250.00
--------------------------------------------------------------------------------------------------------------------------
NEW YORK LOOK
SARAH & TARLOCHAN FARMAY          624- 20    1,200           11/01/91  10/31/97          0.00                       0.00
                                                                                         0.00                       0.00
                                                                                         8.50        12/01/91  10,200.00
--------------------------------------------------------------------------------------------------------------------------
WATERWAY VIDEO
HORACE L. RICHARDSON JR. (HAL     624- 30    1,200           05/16/96  05/31/01          8.00        11/09/94   9,600.00
                                                                                         8.00        01/01/95   9,600.00
                                                                                         9.25        01/01/98  11,100.00
--------------------------------------------------------------------------------------------------------------------------
COASTAL SPIRITS, INC.
WATERWAY PLAZA LIQUORS            624- 40    1,200           09/01/96  08/31/99          0.00                       0.00
                                                                                         0.00                       0.00
                                                                                         8.50        09/01/91  10,200.00
--------------------------------------------------------------------------------------------------------------------------
$1.00 DEPOT                       624- 50
STEPHEN HINDS, BOBBY & CAROLY                1,800           01/01/96  12/31/98          8.50        01/01/96  15,300.00
--------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                         RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                          per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year     Begin       End     SF/YR  Typ               Over  Brk
-----------------------------------------------------------------------------------------------------------------------------------
LANE COIN LAUNDRY
LANE ENTERPRISES, INC.         Full      0  Full       0   Full       0      09/01/01    08/31/06  0.00       0.00            0
                                                                             09/01/06    08/31/11  0.00       0.00            0
                                                                                                   0.00       0.00            0
                                                                                                   0.00       0.00            0
                                                                                                   0.00       0.00            0
-----------------------------------------------------------------------------------------------------------------------------------
NEW YORK LOOK
SARAH & TARLOCHAN FARMAY       Full      0  Full       0   Full       0      11/01/94    10/31/97  0.00       5.00            0  Y
                                                                                                   0.00       5.00            0  Y
                                                                                                   0.00       5.00      204,000  Y
-----------------------------------------------------------------------------------------------------------------------------------
WATERWAY VIDEO
HORACE L. RICHARDSON JR. (HAL  Full      0  Full       0   Full       0                            0.00       0.00            0
                                                                                                   0.00       0.00            0
                                                                                                   0.00       0.00            0
-----------------------------------------------------------------------------------------------------------------------------------
COASTAL SPIRITS, INC.
WATERWAY PLAZA LIQUORS         Full      0  Full       0   Full       0      09/01/99    08/31/04  0.00       0.00            0
                                                                                                   0.00       0.00            0
                                                                                                   0.00       0.00            0
-----------------------------------------------------------------------------------------------------------------------------------
$1.00 DEPOT
STEPHEN HINDS, BOBBY & CAROLY  Full      0  Full       0   Full       0                            0.00       0.00            0
-----------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  WATERWAY PLAZA
           3369 HIGHWAY 9 EAST
           LITTLE RIVER, SC 29566-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
FOOD LION #0899                   624- 60   29,000           05/25/91  05/24/16          0.00                       0.00
                                                                                         6.75        07/01/91 195,750.00
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
--------------------------------------------------------------------------------------------------------------------------
REVCO #4040
                                  624- 70    8,450           05/19/91  05/31/01          7.00        06/01/91  59,149.92
                                                                                         7.50        06/01/96  63,375.00
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
--------------------------------------------------------------------------------------------------------------------------
HORRY TELEPHONE COOPERATIVE
HORRY TELEPHONE COOPERATIVE,      624- 80    1,500           05/01/98  04/30/00          8.00        05/01/95  12,000.00
                                                                                         9.00        05/01/98  13,500.00
--------------------------------------------------------------------------------------------------------------------------
MARY'S HATS AND GIFTS
LITTLE RENO CASINO/CC ELECT/M     624- 90    1,500           05/20/94  05/31/02          7.00        07/01/94  10,500.00
                                                                                         7.00        07/01/95  10,500.00
                                                                                         7.00        07/01/96  10,500.00
                                                                                         8.75        06/01/97  13,125.00
                                                                                         9.75        06/01/00  14,625.00
--------------------------------------------------------------------------------------------------------------------------
EDDIE'S CAFE
E&E OF WEST VIRGINIA INC.         624- 100   2,400           04/01/97  03/31/00          0.00                       0.00

-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                         RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                          per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year     Begin       End     SF/YR  Typ               Over  Brk
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
FOOD LION #0899               Full      0   PRS    1991  Fixed       0       05/25/16    05/24/21  6.75       1.00            0  Y
                                                                             05/25/21    05/24/26  6.75       1.00   19,575,000  Y
                                                                             05/25/26    05/24/31  6.75       1.00            0  Y
                                                                             05/25/31    05/24/36  6.75       1.00            0  Y
-----------------------------------------------------------------------------------------------------------------------------------
REVCO #4040
                              Full      0   PRS    1991   Full       0       06/01/01    05/31/06  7.50       2.00    1,971,666
                                                                             06/01/06    05/31/11  7.50       2.00    2,112,500
                                                                             06/01/11    05/31/16  7.50       2.00            0
                                                                             06/01/16    05/31/21  7.50       2.00            0
-----------------------------------------------------------------------------------------------------------------------------------
HORRY TELEPHONE COOPERATIVE
HORRY TELEPHONE COOPERATIVE,  Full      0  Full       0   Full       0                             0.00       0.00            0
                                                                                                   0.00       0.00            0
-----------------------------------------------------------------------------------------------------------------------------------
MARY'S HATS AND GIFTS
LITTLE RENO CASINO/CC ELECT/M Full      0  Full       0   Full       0                             0.00       0.00            0
                                                                                                   0.00       0.00            0
                                                                                                   0.00       0.00            0
                                                                                                   0.00       0.00            0
                                                                                                   0.00       0.00            0
-----------------------------------------------------------------------------------------------------------------------------------
EDDIE'S CAFE
E&E OF WEST VIRGINIA INC.     Full      0  Full       0   Full       0       04/01/97    03/31/00  8.50       0.00            0

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  WATERWAY PLAZA
           3369 HIGHWAY 9 EAST
           LITTLE RIVER, SC 29566-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
EDDIE'S CAFE
E&E OF WEST VIRGINIA INC.         624- 100   2,400           04/01/97  03/31/00          0.00                       0.00
                                                                                         7.50        04/01/93  18,000.00
                                                                                         8.50        04/01/94  20,400.00
                                                                                         9.00        04/01/96  21,600.00
                                                                                         9.60        04/01/97  23,040.00
--------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..    49,750                                Current Annual Base Rent    364,215.00
                              Available.         0
                              Total.....    49,750

-----------------------------------------------------------------------------------------------------------------------------
                                     REIMBURSEMENTS                         RENEWAL OPTIONS            PERCENT RENT
                          Tax   Base    Ins    Base     CAM   Base                          per         Pcnt of   Amount  Nat
Tenant Name              Recov  Year   Recov   Year    Recov  Year     Begin       End     SF/YR  Typ               Over  Brk
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
EDDIE'S CAFE
E&E OF WEST VIRGINIA INC. Full      0  Full       0   Full       0       04/01/00    03/31/04  0.00       0.00            0
                                                                                               0.00       0.00            0
                                                                                               0.00       0.00            0
                                                                                               0.00       0.00            0
                                                                                               0.00       0.00            0
-----------------------------------------------------------------------------------------------------------------------------


PHOTOGRAPHS OF SUBJECT PROPERTY




                               [GRAPHIC OMITTED]


SC Highway #9 - Looking West




                               [GRAPHIC OMITTED]


Entrance to Subject from SC Highway #9

                               [GRAPHIC OMITTED]


Entrance to Subject from side street (name unknown)




                               [GRAPHIC OMITTED]


Subject Front and Side View

                               [GRAPHIC OMITTED]


Subject Front View




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Subject Front View

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Subject Front View




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Subject Front View

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Subject Front View




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Subject Side View

                               [GRAPHIC OMITTED]


Subject Rear View




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Subject Rear View

                               [GRAPHIC OMITTED]


Subject Rear View




                               [GRAPHIC OMITTED]


Subject Rear View

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                                WAYNESVILLE PLAZA

                              121 Eagles Nest Road
                   Waynesville, Haywood County, North Carolina

                                   Prepared by

                             O. Marshall Dodds, MAI

                       Date of Market Study - May 9, 1997

                   [Letterhead of O. Marshall Dodds Co., Inc.]

                                                     May 9, 1997

Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re:  Market Study
     Waynesville Plaza
     121 Eagles Nest Road
     Waynesville, Haywood County, North Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 9, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The subject property consists of a neighborhood shopping center that contains 33,300 square feet of leasable area. The center was constructed in 1985. Food Lion is the anchor tenant and the subject property is currently 100.0% occupied.


For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary.

                                            Respectfully submitted,

                                            O. MARSHALL DODDS COMPANY, INC.


                                            /s/ O. Marshall Dodds, MAI
                                            ------------------------------------
                                            O. Marshall Dodds, MAI
                                            State Certified General
                                            Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

Regional Perspective

Waynesville and Haywood County are located in the high mountainous areas of western North Carolina. Lake Junaluska Assembly, the worlds religious center, is located three miles from Waynesville on a 250-acre lake. It was started in 1913 with a missionary conference attended by more than 4,000 people in their regular schedules more than 60 major conferences annually, which are attended by thousands. The population for the county in 1995 was 49,737 people. This increased from 46,942 people in 1990. A Canton Mill and a Waynesville Plant combine to be one of the largest pulp and paper facilities in the world. Furniture factories and sawmills are located near Waynesville and Canton and there is a large rubber and plastic products plant in Waynesville. Other industries in the Waynesville-Hazelwood area include manufacturing of shoes, leather products, in-laid wood, chemicals, milk processing and food products. There are six golf courses located in the county for year-round play. The tourist industry is continuing to improve each year.

The unemployment rate for Haywood County is 5.8 percent.

Neighborhood and Site

The subject neighborhood is located around the intersection of Eagles Nest Road and US Highways #19-A, #23 By-Pass. Single family residential properties are located to the south and north of Eagles Nest Road in the immediate neighborhood and also to the west of the Waynesville By-Pass. The Laurel Ridge Country Club Community and a substantial number of large single family houses are located along the mountain ranges. The commercial development in the neighborhood is located around the intersection of Eagles Nest Road and Sulphur Springs Road. These developments would include Mountain Rental and Paint Center, Eagles Nest Grocery, Doodles Marina and Tackle, JR's Movie Mania, Parkway Electric & Heating Co., Calabash West Seafood Restaurant, The Nautilus Fitness Center and Racquetball Center. The Forga Plaza Shopping Center is located on the south side of Eagles Nest Road just west of the intersection with Sulphur Springs Road. This is a strip shopping center containing eleven small stores occupied by local tenants. The U.S. Army Reserve Center and Carolina Power & Light offices are also located on Sulphur Springs Road.

Physical features are as follows:

1.  Size                            3.778 acres or 164,570 SF

2.  Identity                        121 Eagles Nest Road
                                    TMS# 8605-64-5268

3.  Shape                           Irregular

4.  Topography                      Generally level and on street grade with
                                    Eagles Nest Road

5.  Accessability                   Good

6.  Utilities                       Municipal

Physical Description

Building features are as follows:

1.  Size (net)                      33,300 SF

2.  Layout & Design                 One story - food store - two shops

3.  Parking Spaces                  158
                                    4.7 per 1,000 square feet of net area

4.  Construction                    Brick and glass front with concrete block on
                                    side and rear and metal seam roof.

Market Position and Marketability Conclusions

The majority of the shopping facilities in Waynesville are located along Dellwood Boulevard/Russ Avenue at the intersection with the Waynesville By-Pass. Subject property is located south of this intersection by approximately two miles. The shopping centers located around this intersection include the K-Mart Plaza which contains 137,914 square feet. The major tenants are K-Mart and Goody's. Other tenants include Advanced Auto Parts, Good Fortune Gifts, Merle Norman Cosmetic Studios, NationsBank, Radio Shack, Ramcell Cellular Communications, Shelley's Jewelers, Blimpie, Little Caesars Pizza and Rack Room. The rental rates for this center range from $4.50 to $7.50 per square foot. The Waynesville Center is located on Russ Avenue and US Highway #276. The major tenants are Winn-Dixie, Eckerds, Heilig-Meyers and Family Dollar with other tenants being Jan's Hallmark, Gibson's Shoe Surplus, Imperial Carpet, Sherwin-Williams Paint Store, Indian Gap Clothing, and a Movie Theater. The Ingles Center is located on Dellwood Boulevard and US Highway #276. This center contains 96,837 square feet and Ingles and Belk's are the major tenants. The Ingles Store is a new store and the former store is vacant and has not been rented. The shops in subject property are being rented at $3.00 per square foot and at $4.00 per square foot. The Food Lion Store contains 25,000 square feet which is 75% of the total area. The rent for the Food Lion Store is at $4.00 per square foot.

Trends:

The stability of the City of Waynesville has been maintained over the years. The major attraction is the Lake Junaluska Assembly with some industry. Tourism is also an industry in this area.

It is thought that the stability of the City of Waynesville and Haywood will be maintained in the future. While there will be some growth, it will not be extensive.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                                    SUBJECT              COMPARABLE 1                COMPARABLE 2
                                                    -------              ------------                ------------
1.  Identification
    a.  Name                              Waynesville Plaza              K-Mart Plaza                Waynesville Center
                                          ----------------------------   -------------------------   -----------------------------
    b.  Street                            121 Eagles Nest Road           US Hwy. 23-74 By-Pass       Russ Ave. & US Hwy. #276
                                          ----------------------------   -------------------------   -----------------------------
    c.  City                              Waynesville, NC                Waynesville, NC             Waynesville, NC
                                          ----------------------------   -------------------------   -----------------------------
    d.  Distance from subject             N/A                            2 miles                     2 miles
                                          ----------------------------   -------------------------   -----------------------------
    e.  Contact                                                                                      Millenium III Real Estate
                                          Edens & Avant, Inc.            Greene Associates           Corp.
                                          ----------------------------   -------------------------   -----------------------------
    f.  Phone                             803-779-4420                   704-299-9454                212-986-9193
                                          ----------------------------   -------------------------   -----------------------------
2.  Attributes
    a.  Year built                        1985                           1987                        1980
                                          ----------------------------   -------------------------   -----------------------------
    b.  Net sq. Ft.                       33,300                         137,914                     75,625
                                          ----------------------------   -------------------------   -----------------------------
    c. # building                         1                              1                           1
                                          ----------------------------   -------------------------   -----------------------------
    d. #stories                           1                              1                           1
                                          ----------------------------   -------------------------   -----------------------------
    e. Avg. Floor plate size
         (SF), if office                  N/A                            N/A                         N/A
                                          ----------------------------   -------------------------   -----------------------------
    f. # elevators                        N/A                            N/A                         N/A
                                          ----------------------------   -------------------------   -----------------------------
    g. Parking                            Adequate                       Adequate                    Adequate
                                          ----------------------------   -------------------------   -----------------------------
    h. Construction Type                  Brick/Concrete Block           Brick/Concrete Block        Brick/Concrete Block
                                          ----------------------------   -------------------------   -----------------------------
    I. Vacancy %                          0%                             0%                          8.29%
                                          ----------------------------   -------------------------   -----------------------------
    j. Anchors, if Retail                 Food Lion                      K-Mart, Goody's             Winn-Dixie, Eckerds
                                          ----------------------------   -------------------------   -----------------------------

                                         COMPARABLE 3
                                         ------------

1.  Identification
    a.  Name                             Ingles Center
                                         ---------------------------------
    b.  Street                           Dellwood Blvd. & US Hwy. #276
                                         ---------------------------------
    c.  City                             Waynesville, NC
                                         ---------------------------------
    d.  Distance from subject            2 miles
                                         ---------------------------------
    e.  Contact
                                         Lat Purser & Associates
                                         ---------------------------------
    f.  Phone                            704-525-8700
                                         ---------------------------------
2.  Attributes
    a.  Year built                       1984
                                         ---------------------------------
    b.  Net sq. Ft.                      96,837
                                         ---------------------------------
    c. # building                        1
                                         ---------------------------------
    d. #stories                          1
                                         ---------------------------------
    e. Avg. Floor plate size
         (SF), if office                 N/A
                                         ---------------------------------
    f. # elevators                       N/A
                                         ---------------------------------
    g. Parking                           Adequate
                                         ---------------------------------
    h. Construction Type                 Brick/Concrete Block
                                         ---------------------------------
    I. Vacancy %                         21.75%
                                         ---------------------------------
    j. Anchors, if Retail                Ingles, Belks
                                         ---------------------------------

Comments:

These comparables are located approximately two miles south of subject around the intersection of Dellwood Boulevard/Russ Avenue and the Waynesville By-Pass. The comparables are similar and age to subject and the income streams are also similar.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                               SUBJECT                 COMPARABLE 1                    COMPARABLE 2
                                               -------                 ------------                    ------------
1.  Asking Rental Rate
     a.  Anchor Space                 $5.50                            N/A                             N/A
                                      --------------------------       --------------------------      ---------------------------
     b.  Shop Space                   $3.00 - $4.00                    $4.50 - $7.50                   $5.25 - $7.25
                                      --------------------------       --------------------------      ---------------------------
2.  Lease Type (Gross/Net)            Triple Net                       Triple Net                      Triple Net
                                      --------------------------       --------------------------      ---------------------------
3.  Rent Concessions                  None                             None                            None
                                      --------------------------       --------------------------      ---------------------------
4.  Effective Rent                    $3.00 - $4.00                    $4.50 - $7.50                   $5.25 - $7.25
                                      --------------------------       --------------------------      ---------------------------
5.  TI Allowance                      None                             None                            None
                                      --------------------------       --------------------------      ---------------------------
6.  Expense Stop                      None                             None                            None
                                      --------------------------       --------------------------      ---------------------------
7.  Length of Lease Term              3 years                          3 -5 years (shop)               3 - 5 years (shop)
                                      --------------------------       --------------------------      ---------------------------
8.  Commissions                       5.00% to 7.00%                   5.00% to 7.00%                  5.00% to 7.00%
                                      --------------------------       --------------------------      ---------------------------
9.  Percentage Rent
     (per lease terms)                Food Lion                        K-Mart, Goody's                 Winn-Dixie, Eckerds
                                      --------------------------       --------------------------      ---------------------------
10. Historical Annual
     Absorption/sq.ft.                N/A                              N/A                             N/A
                                      --------------------------       --------------------------      ---------------------------
11. Annual Operating Expense
     psf (Including taxes)            N/A                              N/A                             N/A
                                      --------------------------       --------------------------      ---------------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)   N/A                              similar                         similar
                                      --------------------------       --------------------------      ---------------------------

                                            COMPARABLE 3
                                            ------------
1.  Asking Rental Rate
     a.  Anchor Space                       N/A
                                            -------------------------
     b.  Shop Space                         $4.75 - $7.00
                                            -------------------------
2.  Lease Type (Gross/Net)                  Triple Net
                                            -------------------------
3.  Rent Concessions                        None
                                            -------------------------
4.  Effective Rent                          $4.75 - $7.00
                                            -------------------------
5.  TI Allowance                            None
                                            -------------------------
6.  Expense Stop                            None
                                            -------------------------
7.  Length of Lease Term                    3-5 years (shop)
                                            -------------------------
8.  Commissions                             5.00% - 7.00%
                                            -------------------------
9.  Percentage Rent
     (per lease terms)                      Ingles, Belks
                                            -------------------------
10. Historical Annual
         Absorption/sq.ft.                  N/A
                                            -------------------------
11. Annual Operating Expense
        psf (Including taxes)               N/A
                                            -------------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)         similar
                                            -------------------------

D. EXPLAIN RANKING/COMMENTS:

The comparable rentals have been ranked as similar to subject. These comparables have anchor tenants and local shops just as subject. The rental rates range from $4.50 per square foot to $7.50 per square foot for these comparables. Subject property has two small shops that are renting for $3.00 and $4.00 per square foot.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1

                                [GRAPHIC OMITTED]

Name:                                    K-Mart Plaza
Location:                                US Hwy. #74 & US Hwy #23 By-Pass
                                         Waynesville, North Carolina
Year Built:                              1987
Total Size:                              137,914 SF
Vacant Space:                                  0 SF
Vacancy Rate:                                  0%
Rental Range:                            $4.50 - $7.50  per square foot
Tenant Expenses:                         Triple Net

Remarks:

This center is anchored by K-Mart and Goody's. Other tenants include Advanced Auto, NationsBank, Merle Norman Cosmetic Studio.

Comparable Rental No. 2

                               [GRAPHIC OMITTED]

Name:                                    Waynesville Center
Location:                                Russ Avenue & US Hwy. #276
                                         Waynesville, North Carolina
Year Built:                              1980
Total Size:                              75,625 SF
Vacant Space:                             6,269 SF
Vacancy Rate:                              8.29%
Rental Range:                            $5.25 - $7.25 per square foot
Tenant Expenses:                         Triple Net

Remarks:

This is an older center and is in need of deferred maintenance. Occupancy rate is high at this time. Major tenants are Winn-Dixie, Eckerds, Family Dollar and Movie Theater.

Comparable Rental No. 3

                               [GRAPHIC OMITTED]

Name:                          Ingles Center
Location:                      Dellwood Boulevard and US Hwy. #19-A, 23 By-Pass
                               Waynesville, North Carolina
Year Built:                    1984
Total Size:                    96,837 SF
Vacant Space:                  21,500 SF
Vacancy Rate:                   21.75%
Rental Range:                  $4.75 - $7.00 per square foot for the shops
Tenant Expenses:               Triple Net

Remarks:

This is an older center. The former Ingles Store is vacant as a new store was built in 1995. The center is in good condition.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
II.  SALES COMPARABLE

                                              SUBJECT                 COMPARABLE 1                   COMPARABLE 2
                                              -------                 ------------                   ------------
1.   Identification
     a.  Name                        Waynesville Plaza                St. Andrews Crossing           Eastgate Shop. Center

                                     --------------------------       ------------------------       -----------------------
     b.  Street Address              121 Eagles Nest Road             817 St. Andrews Road           NWC Whiskey Rd. &
                                                                                                     Eastgate Dr.
                                     --------------------------       ------------------------       -----------------------
     c.  City                        Waynesville, NC                  Columbia, SC                   Aiken, SC
                                     --------------------------       ------------------------       -----------------------
     d.  Distance from Subject       N/A                              8 miles                        56 miles
                                     --------------------------       ------------------------       -----------------------
2.  Attributes
     a.  Year Built                  1985                             1994                           1995
                                     --------------------------       ------------------------       -----------------------
     b.  Net sq. feet                33,300 SF                        66,910 SF                      75,716 SF
                                     --------------------------       ------------------------       -----------------------
     c. # Buildings                  1                                1                              1
                                     --------------------------       ------------------------       -----------------------
     d. # of Stories                 1                                1                              1
                                     --------------------------       ------------------------       -----------------------
     e. Vacancy %                    0%                               0%                             5.00%
                                     --------------------------       ------------------------       -----------------------
3.  Sales Information
     a.  Sales Price                 N/A                              $6,550,000                     $6,675,000
                                     --------------------------       ------------------------       -----------------------
     b.  Sales Price PSF             N/A                              $97.89                         $88.16
                                     --------------------------       ------------------------       -----------------------
     c.   Date                       N/A                              9.69%                          9.86%
                                     --------------------------       ------------------------       -----------------------
     d.  NOI at time of Sale         N/A                              05-25-94                       09-28-95
                                     --------------------------       ------------------------       -----------------------
     e.  Cap. Rate                   N/A                              $634,797                       $657,896
                                     --------------------------       ------------------------       -----------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)   N/A                              superior                       similar
                                     --------------------------       ------------------------       -----------------------

                                    COMPARABLE 3                 COMPARABLE 4
                                    ------------                 ------------
1.   Identification
     a.  Name                       One Norman Center            Paw Creek
                                                                 Commons
                                    ----------------------       ----------------------
     b.  Street Address             19706 One Norman             E/S Little Rock Rd.
                                    Blvd.                        at Freedom Dr.
                                    ----------------------       ----------------------
     c.  City                       Cornelius, NC                Charlotte, NC
                                    ----------------------       ----------------------
     d.  Distance from Subject      100 miles                    92 miles
                                    ----------------------       ----------------------
2.  Attributes
     a.  Year Built                 1993                         1996
                                    ----------------------       ----------------------
     b.  Net sq. feet               54,185 SF                    66,050
                                    ----------------------       ----------------------
     c. # Buildings                 1                            1
                                    ----------------------       ----------------------
     d. # of Stories                1                            1
                                    ----------------------       ----------------------
     e. Vacancy %                   0%                           2.73%
                                    ----------------------       ----------------------
3.  Sales Information
     a.  Sales Price                $4,650,000                   $5,384,000
                                    ----------------------       ----------------------
     b.  Sales Price PSF            $85.82                       $77.52
                                    ----------------------       ----------------------
     c.   Date                      9.68%                        9.61%
                                    ----------------------       ----------------------
     d.  NOI at time of Sale        10-12-95                     03-25-97
                                    ----------------------       ----------------------
     e.  Cap. Rate                  $450,188                     $517,412
                                    ----------------------       ----------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)  similar                      superior
                                    ----------------------       ----------------------

Explain Ranking/Comments:

These sales are similar to subject as the comparables have anchor tenats with local shop and subject has Food Lion Stores with two tenatns. The location of the comparables are considered to be slightly superior to that of subject and the rental rates are slightly higher than for subject. Comparables No. 1 and 4 are rated superior because of the location and income stream as the rentals for the shops are higher.

Comparable Sale No. 1

                               [GRAPHIC OMITTED]

TMS:                        6012 -1 -1
Name:                       St. Andrews Crossing
Location:                   817 St. Andrews Road, Columbia, SC
Grantor:                    Hayley-Redd, L.P.
Grantee:                    F.A.C. Properties
Deed Reference:             Book 1199, Page 331
Date:                       May 25, 1994
Sales Price:                $6,550,000
Adjusted Sales Price:       $6,550,000
Size building               66,910
Sales Price per S.F.:       $97.89
Size Land (Acres):          8.08
Size Land (S.F.):           351,965
Year Built:                 1994
Land/Building Ratio:        5.26 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $686,905
EGIM:                       9.54
Net Operating Income:       $634,797
Overall Rate:               9.69%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2

                               [GRAPHIC OMITTED]

TMS:
Name:                       Eastgate Shopping Center
Location:                   Northwest Corner of Whiskey Road & Eastgate Drive
                            Aiken, SC
Grantor:                    Southwest U.S. Retail, LP
Grantee:                    PDG Aiken Partners, LP
Deed Reference:             N/A
Date:                       September 28, 1995
Sales Price:                $6,675,000
Adjusted Sales Price:       $6,675,000
Size building:              75,716
Sales Price per S.F.:       $88.16
Size Land (Acres):          8.79
Size Land (S.F.):           382,892
Year Built:                 1995
Land/Building Ratio:        5.06 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $782,704
Effective Gross Income:     $782,704
EGIM:                       8.53
Net Operating Income:       $657,896
Overall Rate:               9.86%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3

                               [GRAPHIC OMITTED]

Name:                       One Norman Center
Location:                   19706 One Norman Boulevard
                            Cornelius, Mecklenburg County, NC
Grantor:                    One Norman Center, LP
Grantee:                    Lucky Realty
Deed Reference:             Book 8325, Page 721
Date:                       October 12, 1995
Sales Price:                $4,650,000
Adjusted Sales Price:       $4,650,000
Size building:              54,185
Sales Price per S.F.:       $85.82
Size Land (Acres):          5.69
Size Land (S.F.):           247,856
Year Built:                 1993
Land/Building Ratio:        4.57 to 1
Utilities:                  All Public
Zoning:                     CUB-2
Financing:                  Cash to Seller
Gross Potential Income:     $474,591 - $8.76/SF
Effective Gross Income:     $474,591 - $8.76/SF
Gross Income Multiple:      9.80
EGIM:                       9.80
Net Operating Income:       $450,188 - $8.31/SF
Overall Rate:               9.68%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4

                               [GRAPHIC OMITTED]

TMS:                        59-231-22,23 pt.
Name:                       Paw Creek Commons
Location:                   East side of Little Rock Road at Freedom Drive
Grantor:                    Paw Creek, LLC
Grantee:                    Paw Creek Crossing Limited Partnership
Deed Reference:             Book 8988, Page 519
Date:                       March 25, 1997
Sales Price:                $5,120,000
Adjusted Sales Price:       $5,384,000
Size building:              66,050
Sales Price per S.F.:       $77.52
Size Land (Acres):          9.82
Size Land (S.F.):           427,759
Year Built:                 1996
Land/Building Ratio:        6.48 to 1
Utilities:                  Municipal
Zoning:                     CC, Commercial Center
Financing:                  Cash to Seller
Gross Potential Income:     $568,840
Effective Gross Income:     $552,054
Gross Income Multiple:      9.00
EGIM:                       9.27
Net Operating Income:       $517,412
Overall Rate:               9.61%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                               Comparable Rentals

                                [GRAPHIC OMITTED]

                               Improved Sales Map

                                [GRAPHIC OMITTED]

                                   Site Plan

                                [GRAPHIC OMITTED]

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property: WAYNESVILLE PLAZA
          121 EAGLES NEST ROAD
          WAYNESVILLE, NC 28786

Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
          TENANT AND PROPERTY INFORMATION                       LEASE TERM          RENT INFORMATION
                                                                                    per                         Annual
Tenant Name                          Unit #  Sq Feet   Misc   From      To     MTM  SF/YR        Begin       Base Rent
-------------------------------------------------------------------------------------------------------------------------
KARAKIDO KARATE
CHAUNCEY HOOKS                        635- 10   2,800       08/01/95 07/31/98       0.00                           0.00
                                                                                    4.00         8/01/95      11,199.96
-------------------------------------------------------------------------------------------------------------------------
REALLY WOOD
ALFRED J. SWIGER JR. & CANDAC         635- 30   5,500       06/01/97 05/31/00       3.00         6/01/97      16,500.00
                                                                                    0.00                           0.00
-------------------------------------------------------------------------------------------------------------------------
FOOD LION #0392
FOOD LION, INC.                       635- 50  25,000       07/13/86 07/12/06       0.00                           0.00
                                                                                    5.05         9/01/86     137,499.96
                                                                                    0.00                           0.00
                                                                                    0.00                           0.00
-------------------------------------------------------------------------------------------------------------------------
                       Square Feet: Occupied.. 33,300                              Current Annual Base Rent  148,699.92
                                    Available.      0
                                    Total..... 33,300

---------------------------------------------------------------------------------------------------------------------------------
                                          REIMBURSEMENTS                      RENEWAL OPTIONS               PERCENT RENT
                               Tax  Base   Ins   Base    CAM    Base                           per         Pcnt of      Amount Nat
Tenant Name                   Recov Year  Recov  Year   Recov   Year    Begin       End       SF/YR   Typ                 Over Brk
---------------------------------------------------------------------------------------------------------------------------------
KARAKIDO KARATE                Full     0  Full       0   Full       0 08/01/98  07/31/01      0.00         0.00            0
CHAUNCEY HOOKS                                                                                 0.00         0.00            0
---------------------------------------------------------------------------------------------------------------------------------
REALLY WOOD                    Full     0  Full       0   Full       0 06/01/00  05/31/03      0.00         0.00            0
ALFRED J. SWIGER JR. & CANDAC                                                                  0.00         0.00            0
---------------------------------------------------------------------------------------------------------------------------------
FOOD LION #0392                 PRS  1987  None       0  Fixed       0 07/13/06  07/12/11      0.00         1.00            0  Y
FOOD LION, INC.                                                        07/13/11  07/12/16      0.00         1.00   13,750,000  Y
                                                                       07/13/16  07/12/21      0.00         1.00            0  Y
                                                                       07/13/21  07/12/26      0.00         1.00            0  Y
---------------------------------------------------------------------------------------------------------------------------------

USA COUNTIES 1996
Geographic Area: Haywood, NC (37087)
Table: GENERAL PROFILE
--------------------------------------------------------------------------------
POPULATION AND HOUSING (Bureau of the Census)
  Total resident population:
    1995 ...........................................................      49,737
      Percent 65 years and over ....................................        19.5
    1990 ...........................................................      46,942
    1980 ...........................................................      46,495
  Occupied housing units, 1990 .....................................      19,211
    Percent owner occupied .........................................        77.1
BIRTHS AND DEATHS (National Center for Health Statistics)
  Births, 1993 .....................................................         551
    Per 1,000 resident population ..................................        11.3
    Percent to mothers under 20 years of age .......................        18.0
  Deaths, 1993 .....................................................         578
    Per 1,000 resident population ..................................        11.9
  Infant deaths per 1,000 live births, 1993 ........................         7.3
EDUCATION (Bureau of the Census)
  Persons 25 years and over, 1990 ..................................      33,107
    Percent high school graduates ..................................        68.0
    Percent college graduates ......................................        12.8
LABOR FORCE (Bureau of Labor Statistics)
  Civilian labor force, 1994 .......................................      23,119
    Percent unemployed .............................................         5.8
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
  Total establishments, 1993 .......................................       1,172
    Percent retail trade ...........................................        27.9
    Percent services ...............................................        38.2
  Paid employees, 1993 (pay period including March 12) .............      12,399
  Annual payroll, 1993 ($1,000) ....................................     273,274
PERSONAL INCOME (Bureau of Economic Analysis)
  Total personal income, 1993 ($1,000) .............................     791,070
    Per capita (dollars) ...........................................      16,217
AGRICULTURE (Bureau of the Census)
  Number of farms, 1992 ............................................         812
    Land in farms as percent of total land .........................          20
RETAIL TRADE (Bureau of the Census)
  Retail sales, 1992 ($1,000) ......................................     398,116
    Per capita (dollars) ...........................................       8,268
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
  Number of offices, June 30, 1994 .................................          16
    Total deposits ($1,000) ........................................     451,332
SOCIAL PROGRAMS (Social Security Administration)
  Total Social Security recipients, December 1993 ..................      11,730
    Retired workers ................................................       7,155
  Supplementary Security Income recipients, December 1994 ..........       1,382
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
 Total direct expenditures or obligations per capita:
    1994 (dollars) .................................................       3,730
    1990 (dollars) .................................................       2,867
--------------------------------------------------------------------------------
(NA) Not available. (D) Avoid disclosure of confidential information.
(X) Not applicable. (S) Does not meet publication standards.
(Z) Value > 0 but < half unit of measure shown.
NOTE: 0 data may indicate geographic/data footnotes.

Source: U.S. Bureau of the Census, USA Counties 1996 CD-ROM.


1 of 1

PHOTOGRAPHS OF SUBJECT PROPERTY

                                [GRAPHIC OMITTED]

Eagles Nest Road - Looking North

                                [GRAPHIC OMITTED]

Eagles Nest Road - Looking South

                                [GRAPHIC OMITTED]

Subject - Front View

                                [GRAPHIC OMITTED]

Subject - Front View

                                [GRAPHIC OMITTED]

Subject - Front View and Entrance

                                [GRAPHIC OMITTED]

Subject - Front View and Entrance

                                [GRAPHIC OMITTED]

Subject - Front View and Entrance

                                [GRAPHIC OMITTED]

Subject - Rear View

                                [GRAPHIC OMITTED]

Subject - Rear View

                                [GRAPHIC OMITTED]

Subject - Rear View

                                [GRAPHIC OMITTED]

Subject - Rear View

                                [GRAPHIC OMITTED]

Subject - Rear View

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                         National Bank of South Carolina
                                 Office Building

                                1241 Main Street
                           Columbia, Richland County,
                                 South Carolina



                                   Prepared by

                           Michael B. Dodds, MAI, CCIM

                       Date of Market Study - May 2, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]

                                                                 May 2, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:      Market Study
         1241 Main Street
         Columbia, Richland County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data was inspected by Michael B. Dodds, MAI, CCIM on May 2, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a 12 story class "A" office building containing 147,890 rentable square feet. The structure was constructed in 1973 and was extensively renovated in 1994. The building is currently 81.8% leased. NBSC leases approximately 28.8 percent of the building.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                            Respectfully submitted,

                                            O. MARSHALL DODDS COMPANY, INC.


                                            /s/ Michael B. Dodds
                                            -------------------------------
                                            Michael B. Dodds, MAI, CCIM
                                            State Certified General
                                            Real Estate Appraiser (CG-543)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as: insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial spheres.

The unemployment rate for Richland County as of March, 1997 was 3.7 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The neighborhood is generally the central business district of Columbia. Considerable new construction and renovation is currently taking place in the downtown area, although most is occurring away from the Main Street corridor. The redevelopment of the CCI prison site along the Congaree River will most likely include a variety of uses including residential, retail and office. Additional new developments includes the relocation of the Columbia Museum of Art to the Main Street building previously occupied by Macy's. This development will also include some office space. Perhaps the largest proposed development is the planned convention center and sports arena. The University of South Carolina is planning to build a multi-purpose sports arena and the city is proposing a 120,000 square foot convention center. The exact location of the project has not been determined.

Physical features are as follows:

1.  Size                                0.574 acres or 25,018  SF

2.  Identity                            1241 Main Street
                                        TMS# 09013-08-04

3.  Shape                               Rectangular - Adequate

4.  Topography                          Level and on grade with Main Street

5.  Accessibility                       Good - two streets

6.  Utilities                           Municipal

Physical Description

Building features are as follows:

1.  Size                                160,068 SF(Gross)   147,890 SF (Net)

2.  Layout & Design                     12 story - Class A with bank lobby

3.  Parking Spaces                      145 owned and 288 leased
                                        (2.93 spaces per 1,000 SF of net area)

4.  Construction                        Structural steel with masonry and glass
                                        exterior

Market Position and Marketability Conclusions

The subject property is located in the central business district on Main Street, as most of the class A office buildings are. Approximately 28.8 percent of the building is leased to NBSC, and the contract rents are close to market levels as of the date of this analysis. Within the three years prior to the date of this analysis, space has been leased at a net rate of 16,525 square feet annually. Much of the leasing occurred in 1995 upon completion of a major renovation by the owner. In general, the building is considered to be attractive and functional for it's use.

The subject property is located in Zone 1, as shown in the 1996 Central Carolina Business Review and Investment Guide. According to this survey, there is a total of 4,224,682 rentable square feet of office space in the downtown area, with an overall vacancy level of 15.3 percent. The reported vacancy rate for only class A properties is approximately 8.8 percent vacant. The general office market has been on a positive trend for approximately two years, with no CBD construction occurring. During the first half of 1996, 57,000 square feet of office space was absorbed, compared to a total of 82,000 square feet in 1995. The relocation of the Columbia Museum of Arts to the former Macy's building will include some office space, but it is not expected to have a significant effect on the market.

The parking that is available at a building is a primary factor affecting buildings in downtown Columbia. Comparable #2 has limited parking available, and is only 83 percent occupied. The subject property has a lower than average parking ratio, although additional parking is available in nearby parking garages and surface parking lots

All of the class A buildings typically structure their leases on a full service basis and this is the case with the subject property. The average lease term ranges from 3 to 10 years, and all of the comparables have bank lobbies on the first floor. NationsBank, which occupies space in two CBD buildings, recently renewed its lease for 85,000 square feet at the NationsBank Plaza. Also, Laidlaw Environmental Services has leased 70,000 square feet in the NationsBank Tower for its North American headquarters. While many corporations are consolidating operations, sub-lease space is not considered to be a major component of the available space.

The subject property is one of the older class A office building in the CBD although it competes well with all downtown office buildings. The rental rates received are within the range established by the comparables. In general, the rental rates range from $15.00 to $17.50 per square foot, with expense stops ranging from $4.00 to $6.00 per square foot. The concessions being offered are minimal, and typically consist of free rent or increased upfit allowances. The subject property has many leases on a 3 to 5 year term, which is shorter than many of the leases in newer buildings.

Trends

 The economic development successes in recent years has affected the suburban market greater than it has the CBD market. The lack of large blocks of contiguous space in the CBD will continue to drive build to suit development in the suburbs. The B and C class space in the CBD will see the highest vacancy levels, and the lowering of rental rates will negatively affect the absorption of class A space. Overall, the lack of new construction is expected to tighten the market further, although corporate consolidations will slow the demand for space somewhat.

The subject property is in a good position in the competitive marketplace and should continue to lease up at a rate consistent with the past two years. The rental rates are expected to increase at a stable rate.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

================================================================================

I.  COMPARABLE PROPERTIES

A   PROPERTY DESCRIPTION

                                          SUBJECT          COMPARABLE 1           COMPARABLE 2
                                          -------          ------------           ------------
1.  Identification
    a.  Name                          NBSC Building      NationsBank Plaza      First Union Building
                                      -----------------  ---------------------  --------------------
    b.  Street                        1421 Main Street   1901 Main Street       1441 Main Street
                                      -----------------  ---------------------  --------------------
    c.  City                          Columbia, SC       Columbia, SC           Columbia, SC
                                      -----------------  ---------------------  --------------------
    d.  Distance from subject         N/A                1 Block                4 Blocks
                                      -----------------  ---------------------  --------------------
    e.  Contact                       Edens and Avant    Daniel Realty          Joseph Welch
                                      -----------------  ---------------------  --------------------
    f.  Phone                         (803)779-4420      (803)256-8920          (803)779-4485
                                      -----------------  ---------------------  --------------------
2.  Attributes
    a.  Year built                    1970-Renovated in  1989                   1988
                                      1994
                                      -----------------  ---------------------  --------------------
    b.  Net sq. Ft.                   147,890            302,340                257,511
                                      -----------------  ---------------------  --------------------
    c. # building                     1                  1                      1
                                      -----------------  ---------------------  --------------------
    d. #stories                       12                 17                     14
                                      -----------------  ---------------------  --------------------
    e. Avg. Floor plate size (SF),    12,000             17,800                 18,400
            if office
                                      -----------------  ---------------------  --------------------
    f. # elevators                    4                  8                      4
                                      -----------------  ---------------------  --------------------
    g. Parking                        Adequate - Garage  Adequate - 900/Garage  Limited - Garage
                                      -----------------  ---------------------  --------------------
    h. Construction Type                                 Masonry and steel      Masonry and steel
                                      -----------------  ---------------------  --------------------
    I.  Vacancy %                     18.2%              6%                     17%
                                      -----------------  ---------------------  --------------------
    j.  Anchors, if Retail            N/A                N/A                    N/A
                                      -----------------  ---------------------  --------------------
                                        COMPARABLE 3       COMPARABLE 4
                                        ------------       ------------
1.  Identification
    a.  Name                          Fleet Building     Affinity Building
                                      -----------------  ----------------------
    b.  Street                        1333 Main Street   Assembly @ Gervais
                                      -----------------  ----------------------
    c.  City                          Columbia, SC       Columbia, SC
                                      -----------------  ----------------------
    d.  Distance from subject         5 Blocks           6 Blocks
                                      -----------------  ----------------------
    e.  Contact                       Joseph Welch       Bill Geiger
                                      -----------------  ----------------------
    f.  Phone                         (803)779-4485      (803)748-1245
                                      -----------------  ----------------------
2.  Attributes
    a.  Year built                    1983               1987

                                      -----------------  ----------------------
    b.  Net sq. Ft.                   189,632            471,684
                                      -----------------  ----------------------
    c. # building                     1                  1
                                      -----------------  ----------------------
    d. #stories                       7                  25
                                      -----------------  ----------------------
    e. Avg. Floor plate size (SF),    27,000             18,900
            if office
                                      -----------------  ----------------------
    f. # elevators                    4                  12
                                      -----------------  ----------------------
    g. Parking                        Adequate - Garage  Adequate - 467/Garage
                                      -----------------  ----------------------
    h. Construction Type              Masonry and steel  Masonry and steel
                                      -----------------  ----------------------
    I.  Vacancy %                     10%                6%
                                      -----------------  ----------------------
    j.  Anchors, if Retail            N/A                N/A
                                      -----------------  ----------------------

Comments:

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

================================================================================

B.  RENTAL INFORMATION

                                          SUBJECT         COMPARABLE 1     COMPARABLE 2         COMPARABLE 3        COMPARABLE 4
                                          -------         ------------     ------------         ------------        ------------
1.  Asking Rental Rate                $12.00 - $14.00/SF  $17.50/SF      $17.50/SF           $15.50/SF           $17.25/SF
                                      ------------------  -------------  ------------------  ------------------  ------------------
2.  Lease Type (Gross/Net)            Full Service        Full Service   Full Service        Full Service        Full Service
                                      ------------------  -------------  ------------------  ------------------  ------------------
3.  Rent Concessions                  None                None           Varies              None                None
                                      ------------------  -------------  ------------------  ------------------  ------------------
4.  Effective Rent                    $12.00 - $14.00/SF  $17.50/SF      $16.00/SF           $15.50/SF           $17.25/SF
                                      ------------------  -------------  ------------------  ------------------  ------------------
5.  TI Allowance                      $15.00 - $18.00/SF  $20.00/SF      $15.00 - $18.00/SF  $15.00 - $18.00/SF  $15.00 - $18.00/SF
                                      ------------------  -------------  ------------------  ------------------  ------------------
6.  Expense Stop                      $4.75/SF            $6.10/SF       $5.70/SF            N/A                 $6.00/SF
                                      ------------------  -------------  ------------------  ------------------  ------------------
7.  Length of Lease Term              3 - 5 Years         5 - 10 Years   5 - 10 Years        5 - 10 Years        5 - 10 Years
                                      ------------------  -------------  ------------------  ------------------  ------------------
8.  Commissions                       2.0% - 6.0%         2.0% - 6.0%    2.0% - 6.0%         2.0% - 6.0%         2.0% - 6.0%
                                      ------------------  -------------  ------------------  ------------------  ------------------
9.  Percentage Rent
     (per lease terms)                N/A                 N/A            N/A                 N/A                 N/A
                                      ------------------  -------------  ------------------  ------------------  ------------------
10. Historical Annual
      Absorption/sq.ft.               N/A                 N/A            N/A                 N/A                 N/A
                                      ------------------  -------------  ------------------  ------------------  ------------------
11. Annual Operating Expense
      psf (Including taxes)           N/A                 $4.50 - $5.00  $6.00               $4.50 - $5.00       $5.95
                                      ------------------  -------------  ------------------  ------------------  ------------------

C.  RANK RELATIVE TO
      SUBJECT
    (inferior, similar, superior)     N/A                 Superior       Superior            Superior            Superior
                                      ------------------  -------------  ------------------  ------------------  ------------------

D. EXPLAIN RANKING/COMMENTS:

All of the comparables are newer than the subject property, and are located on Main Street. The high vacancy rate at comparable #2 is reportedly due to poor parking. Comparable #4 has a private club on the top floor, and comparable #1 has a fitness club available for tenant use. Several of the Main Street buildings offer amenities that are not available at the subject, but the value of these can't be determined from comparing rental rates. Typically, leasing commissions are "cashed out".

LOCAL RENTAL COMPARABLES
------------------------

Comparable Rental No. 1

                               [GRAPHIC OMITTED]


Name:                               NationsBank Plaza
Location:                           1901 Main Street
                                    Columbia, South Carolina
Year Built:                         1989
Total Size:                         302,340 SF
Vacant Space:                       66,000 SF
Vacancy Rate:                       21.8%
Rental Range:                       $17.50
Tenant Expenses:                    None, full service

Remarks:

This is the first of two planned "twin" office buildings. Amenities include a fitness center and a 900 space parking garage. Parking spaces are approximately $65 per month. Approximately 50,000 square feet has never been occupied.

Comparable Rental No. 2

                               [GRAPHIC OMITTED]


Name:                               First Union Building
Location:                           1441 Main Street
                                    Columbia, South Carolina
Year Built:                         1988
Total Size:                         257,510 SF
Vacant Space:                       44,652 SF
Vacancy Rate:                       17.3 %
Rental Range:                       $17.50
Tenant Expenses:                    None - full service

Remarks:

This building has an underground parking facility for 68 vehicles, and an additional 96 spaces are leased in an adjacent parking lot. The building is also identified as Improved Sale #1 in this analysis. Approximately 31,100 square feet in this building has never been upfitted. Poor parking has been mentioned as a reason for the below average occupancy.

Comparable Rental No. 3

                               [GRAPHIC OMITTED]


Name:                               Fleet Building
Location:                           1333 Main Street
                                    Columbia, South Carolina
Year Built:                         1983
Total Size:                         189,632 SF
Vacant Space:                       18,963  SF
Vacancy Rate:                       10 %
Rental Range:                       $15.50
Tenant Expenses:                    None - full service

Remarks:

This building was previously known locally as the IBM building. The seven story building has historically maintained a high occupancy level.

Comparable Rental No. 4

                               [GRAPHIC OMITTED]


Name:                               Affinity Building
Location:                           NWC of Assembly Street and Gervais Street
                                    Columbia, SC
Year Built:                         1987
Total Size:                         471,684 SF
Vacant Space:                       27,800 SF
Vacancy Rate:                       6.0%
Rent Range:                         $17.25/SF
Tenant Expenses:                    None - full service

Remarks:

This 25 story building is primarily occupied by governmental offices which are currently paying above market rents. The government is currently considering whether to renew at a renegotiated rate, or to relocate. A private club is located on the top floor. New leases include a $6.00 per square foot expense stop. The state house is located across Gervais Street from this building. This building was previously known as the AT&T building.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLES
================================================================================

                                           SUBJECT           COMPARABLE 1          COMPARABLE 2
                                           -------           ------------          ------------
1.   Identification
     a.  Name                         NBSC Building      First Union Building  BB&T Financial Center
                                      -----------------  --------------------  ---------------------
     b.  Street Address               1241 Main Street   1441 Main Street      200 W. Second St.
                                      -----------------  --------------------  ---------------------
     c.  City                         Columbia, SC       Columbia, SC          Winston Salem, NC
                                      -----------------  --------------------  ---------------------
     d.  Distance from Subject        N/A                2 Blocks              200 Miles
                                      -----------------  --------------------  ---------------------
2.  Attributes
                                      -----------------
     a.  Year Built                   1970/94            1988                  1987
                                      -----------------  --------------------  ---------------------
     b.  Net sq. feet                 147,890            257,511               240,187
                                      -----------------  --------------------  ---------------------
     c.  # Buildings                  1                  1                     1
                                      -----------------  --------------------  ---------------------
     d.  # of Stories                 12                 14                    20
                                      -----------------  --------------------  ---------------------
     e.  Vacancy %                    18.2%              17.2%                 0%
                                      -----------------  --------------------  ---------------------
3.  Sales Information
                                      -----------------
     a.  Sales Price                  N/A                $20,500,000           $24,500,000
                                      -----------------  --------------------  ---------------------
     b.  Sales Price PSF              N/A                $83.32                $102.00
                                      -----------------  --------------------  ---------------------
     c.  Cap. Rate                    N/A                10.74%                10.42%
                                      -----------------  --------------------  ---------------------
     d.  Date                         N/A                November 22,1996      September 30,1996
                                      -----------------  --------------------  ---------------------
     e.  NOI at time of Sale          N/A                $2,304,297            $2,552,663
                                      -----------------  --------------------  ---------------------
4.  Rank Relative to Subject          N/A                Superior              Superior
     (inferior, similar, superior)
                                      -----------------  --------------------  ---------------------
                                        COMPARABLE 3       COMPARABLE 4
                                        ------------       ------------
1.   Identification
     a.  Name                         2 Coliseum Centre  Bissell Building
                                      -----------------  -----------------
     b.  Street Address               Tyvola @ Yorkmont  2115 Rexford Road
                                      -----------------  -----------------
     c.  City                         Charlotte, NC      Charlotte, NC
                                      -----------------  -----------------
     d.  Distance from Subject        100 Miles          100 Miles
                                      -----------------  -----------------
2.  Attributes

     a.  Year Built                   1994               1980
                                      -----------------  -----------------
     b.  Net sq. feet                 133,147            76,620
                                      -----------------  -----------------
     c.  # Buildings                  1                  1
                                      -----------------  -----------------
     d.  # of Stories                 6                  5
                                      -----------------  -----------------
     e.  Vacancy %                    N/A                4%
                                      -----------------  -----------------
3.  Sales Information

     a.  Sales Price                  $17,660,000        $7,725,000
                                      -----------------  -----------------
     b.  Sales Price PSF              $132.64            $100.82
                                      -----------------  -----------------
     c.  Cap. Rate                    8.33%              9.70%
                                      -----------------  -----------------
     d.  Date                         October 16,1996    January 3, 1996
                                      -----------------  -----------------
     e.  NOI at time of Sale          $1,470,451         $748,952
                                      -----------------  -----------------
4.  Rank Relative to Subject          Superior           Superior
     (inferior, similar, superior)
                                      -----------------  -----------------

Explain Ranking/Comments:

Comparables #1 and #2 are CBD buildings, while the other comparables are suburban locations. All of the buildings are newer than the subject. Quality of construction is similar, although the comparables have more modern mechanical equipment and higher quality insulation and windows.

COMPARABLE SHOPPING CENTER SALES
--------------------------------

Comparable Sale No. 1

                               [GRAPHIC OMITTED]


TMS:                       9013-04-22
Name:                      First Union Building
Location:                  1441 Main Street, Columbia, SC
Grantor:                   New York Life Insurance Company
Grantee:                   Trizec Columbia I, Inc.
Deed Reference:            Book 1350, Page 283
Date:                      November 22, 1996
Sales Price:               $20,500,000
Adjusted Sales Price:      $21,455,000
Size building              257,510
Sales Price per S.F.:      $83.32
Size Land (Acres):         .837
Size Land (S.F.):          36,455
Year Built:                1988
Land/Building Ratio:       0.14 to 1
Utilities:                 All Available
Zoning:                    Commercial
Financing:                 At Market
Effective Gross Income:    $4,120,102
EGIM:                      5.21
Net Operating Income:      $2,304,297
Overall Rate:              10.74%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:
At the time of sale, 44,164 square feet were vacant. Purchaser estimated upfitting costs and rent loss associated with the vacant space at $955,000. This amount has been added to the sales price to arrive at the adjusted price. NOI and EGI shown above were purchaser's estimate for 1996

Comparable Sale No. 2

                               [GRAPHIC OMITTED]


Name:                      BB&T Financial Center
Location:                  200 W. Second Street
                           Winston Salem, NC
Grantor:                   Aetna Life Insurance Company
Grantee:                   Parkway Carolina, Inc.
                           Deed Reference:Book 1920, Page 51
Date:                      September 30, 1996
Sales Price:               $24,500,000
Adjusted Sales Price:      $24,500,000
Size building:             240,187
Sales Price per S.F.:      $102.00
Size Land (Acres):         1.2
Size Land (S.F.):          52,272
Year Built:                1987
Land/Building Ratio:       0.22 to 1
Utilities:                 All Available
Zoning:                    Commercial
Financing:                 Cash to Seller
Effective Gross Income:    $3,915,772
EGIM:                      6.26
Net Operating Income:      $2,552,663
Overall Rate:              10.42%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:
BB&T had a first right of refusal, which was bought out for $1,000,000. Original purchase price was based upon a capitalization rate of 10.0%. The property was 100% occupied at the time of sale, although the above figures include a vacancy allowance of 5%. Expenses are based upon purchaser's projection. Adjacent parking garage is owned by the City.

Comparable Sale No. 3

                               [GRAPHIC OMITTED]


Name:                      Two Coliseum Centre
Location:                  Tyvola and Yorkmont Roads
                           Charlotte, Mecklenburg County, NC
Grantor:                   Crescent Resources, Inc.
Grantee:                   Acquiport Coliseum Centre, Inc.
Deed Reference:            Book 8781, Page 466
Date:                      October 16, 1996
Sales Price:               $16,440,000
Adjusted Sales Price:      $17,660,000
Size building:             133,147
Sales Price per S.F.:      $132.64
Size Land (Acres):         7.28
Size Land (S.F.):          317,117
Year Built:                1994
Land/Building Ratio:       2.38 to 1
Utilities:                 All Public
Zoning:                    Commercial
Financing:                 Cash to Seller
Effective Gross Income:    $2,100,332
 EGIM:                     8.41
Net Operating Income:      1,470,451
Overall Rate:              8.33%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:
Price was adjusted to account for leasehold interest in the land lease which was determined to be below market. Expenses exclude ground rent of $94,608. Current land value is approximately $6.00 per square foot. The adjacent building, One Coliseum Centre was purchased simultaneously.

Comparable Sale No. 4

                               [GRAPHIC OMITTED]


TMS:                       177-082-16
Name:                      Bissell Building
Location:                  2115 Rexford Road
                           Charlotte, NC
Grantor:                   BCI Property Co. #21
Grantee:                   Rexford, LLC
Deed Reference:            Book 8420, Page 81
Date:                      January  3, 1996
Sales Price:               $7,725,000
Adjusted Sales Price:      $7,725,000
Size building:             76,620
Sales Price per S.F.:      $100.82
Size Land (Acres):         5.5
Size Land (S.F.):          239,580
Year Built:                1980
Land/Building Ratio:       3.13 to 1
Utilities:                 Municipal
Zoning:                    I-1 CD
Financing:                 Cash to Seller
Effective Gross Income:    $1,179,384
EGIM:                      6.55
Net Operating Income:      $748,952
Overall Rate:              9.70%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:
This mid-rise office building is located in the popular Southpark area of Charlotte. It was approximately 96% occupied at the time of sale

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                               [GRAPHIC OMITTED]


                             Comparable Rentals Map

                                [GRAPHIC OMITTED]

                              Comparable Sales Map

                               EDENS & AVANT, INC.
                           Commercial Custom Rent Roll

Date: 04/08/97                                                         Page: 26
Property:  NBSC BUILDING
           1122 LADY STREET
           COLUMBIA, SC 29201

Column Legends:
     Renewal Options TYP column: TBD - To be Determined
                                 CPI - Consumer Price Index

-----------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                     LEASE TERM                     RENT INFORMATION
                                                                                                Monthly      Annual      per
Tenant Name                 Prop #  Unit #  Sq Feet     Begin       Expire  MTM     Begin      Base Rent  Base Rent    SF/YR
-----------------------------------------------------------------------------------------------------------------------------
NATIONAL BANK OF SOUTH CA    687-   100     42,620     01/01/92   12/31/01         01/01/92    27,672.75  332,073.00   7.79
                                                                                   05/01/94    37,292.50  447,510.00  10.50
                                                                                   01/01/95    42,620.00  511,440.00  12.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                   01/01/97    47,947.50  575,370.00  13.50
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                   01/01/99    51,499.17  617,990.04  14.50
                                                                                   01/01/01    58,602.50  703,230.00  16.50
-----------------------------------------------------------------------------------------------------------------------------
MCI
MCI TELECOMMUNICATIONS CO    687-   10B           0    05/01/93   04/30/98         05/01/93       215.63    2,587.56   0.00
-----------------------------------------------------------------------------------------------------------------------------
QUICK & REILLY INC.
                             687-   110         890    02/01/94   01/31/99         11/01/94     1,039.00   12,468.00  14.01
-----------------------------------------------------------------------------------------------------------------------------
STATE FARM (GILBERT)
JIMMY E. GILBERT             687-   120       1,338    11/01/93   10/31/98                          0.00        0.00   0.00
                                                                                   01/01/94     1,449.50   17,394.00  13.00
                                                                                                    0.00        0.00   0.00


------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION    RENEWAL OPTIONS             EXPENSE RECOVERIES
                                                            Recovery   Stop   Base
Tenant Name                    Begin    End   SF/YR   Typ   Method      Amt   Year
------------------------------------------------------------------------------------
NATIONAL BANK OF SOUTH CA                     0.00          Base Year   0.00  1991
                                              0.00
                                              0.00
                                              0.00
                                              0.00
                                              0.00          -
                                              0.00
                                              0.00
                                              0.00
                                              0.00
                                              0.00
------------------------------------------------------------------------------------
MCI
MCI TELECOMMUNICATIONS CO                     0.00                      0.00
------------------------------------------------------------------------------------
QUICK & REILLY INC.
                                              0.00          Base Year   0.00  1994
------------------------------------------------------------------------------------
STATE FARM (GILBERT)
JIMMY E. GILBERT                              0.00          Base Year   0.00  1993
                                              0.00
                                              0.00

                               EDENS & AVANT, INC.
                           Commercial Custom Rent Roll

Date: 04/08/97                                                         Page: 27

Property:  NBSC BUILDING
           1122 LADY STREET
           COLUMBIA, SC 29201

Column Legends:
     Renewal Options TYP column: TBD - To be Determined
                                 CPI - Consumer Price Index

----------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                     LEASE TERM                     RENT INFORMATION
                                                                                                Monthly      Annual      per
Tenant Name                 Prop #  Unit #  Sq Feet     Begin       Expire  MTM     Begin     Base Rent  Base Rent    SF/YR
----------------------------------------------------------------------------------------------------------------------------
STATE FARM (GILBERT)
JIMMY E. GILBERT             687-   120       1,338    11/01/93   10/31/98                          0.00        0.00   0.00
                                                                                   11/01/96     1,561.00   18,732.00  14.00
----------------------------------------------------------------------------------------------------------------------------
INFONET SERVICES CORPORAT
F/K/A COMPUTER SCIENCES C    687-   20B           0    01/01/95   12/31/95         01/01/93       135.78    1,629.36   0.00
----------------------------------------------------------------------------------------------------------------------------
PAGING NETWORK, INC
PAGING NETWORK OF N.C., I    687-   30B           0    08/01/94   07/31/97         08/01/94       233.33    2,799.96   0.00
                                                                                   08/01/95       238.00    2,856.00   0.00
                                                                                                    0.00        0.00   0.00
----------------------------------------------------------------------------------------------------------------------------
Available                    687-   400      12,196                                                 0.00        0.00   0.00
----------------------------------------------------------------------------------------------------------------------------
Available                    687-   500      11,491                                                 0.00        0.00   0.00
----------------------------------------------------------------------------------------------------------------------------
STEWART TITLE GUARANTY CO
                             687-   600       2,157    05/01/95   04/30/98         05/01/93     1,692.19   20,306.28   9.41
                                                                                   05/01/94     1,805.00   21,660.00  10.04
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                   05/01/96     2,030.63   24,367.56  11.30
----------------------------------------------------------------------------------------------------------------------------
STEWART TITLE GUARANTY CO    687-   610       1,239    05/01/95   04/30/98         05/01/93     1,326.56   15,918.72  12.85
                                                                                   05/01/94     1,415.00   16,980.00  13.70


----------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION       RENEWAL OPTIONS             EXPENSE RECOVERIES
                                                                       Recovery   Stop    Base
Tenant Name                          Begin     End      SF/YR   Typ    Method      Amt    Year
----------------------------------------------------------------------------------------------
STATE FARM (GILBERT)
JIMMY E. GILBERT                                         0.00          Base Year   0.00   1993
                                                         0.00
----------------------------------------------------------------------------------------------
INFONET SERVICES CORPORAT
F/K/A COMPUTER SCIENCES C                                0.00          Base Year   0.00   1985
----------------------------------------------------------------------------------------------
PAGING NETWORK, INC
PAGING NETWORK OF N.C., I          08/01/95  07/31/96   12.75          Exp Stop    4.50
                                   08/01/96  07/31/97   12.75
                                   08/01/97  07/31/98   15.00
----------------------------------------------------------------------------------------------
Available                                                0.00                      0.00
----------------------------------------------------------------------------------------------
Available                                                0.00                      0.00
----------------------------------------------------------------------------------------------
STEWART TITLE GUARANTY CO
                                                         0.00          Exp Stop    4.50
                                                         0.00
                                                         0.00
                                                         0.00
                                                         0.00
----------------------------------------------------------------------------------------------
STEWART TITLE GUARANTY CO                                0.00          Exp Stop    4.50
                                                         0.00

                               EDENS & AVANT, INC.
                           Commercial Custom Rent Roll

Date: 04/08/97                                                         Page: 28

Property:  NBSC BUILDING
           1122 LADY STREET
           COLUMBIA, SC 29201

Column Legends:
     Renewal Options TYP column: TBD - To be Determined
                                 CPI - Consumer Price Index

----------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                     LEASE TERM                     RENT INFORMATION
                                                                                                Monthly      Annual      per
Tenant Name                 Prop #  Unit #  Sq Feet     Begin       Expire  MTM     Begin      Base Rent  Base Rent    SF/YR
----------------------------------------------------------------------------------------------------------------------------
STEWART TITLE GUARANTY CO
                             687-   610       1,239    05/01/95   04/30/98                          0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                   05/01/96     1,591.88   19,102.56  15.42
                                                                                                    0.00        0.00   0.00
----------------------------------------------------------------------------------------------------------------------------
WILLIAM DIXON ROBERTSON,     687-   620       1,340    12/01/96   11/30/01         12/01/96     1,563.00   18,756.00  14.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                   12/01/99     1,619.00   19,428.00  14.50
----------------------------------------------------------------------------------------------------------------------------
Available                    687-   630         587                                                 0.00        0.00   0.00
----------------------------------------------------------------------------------------------------------------------------
BURKETT BURKETT & BURKETT
BURKETT, BURKETT, & BURKE    687-   650       3,800    01/16/96   01/31/01                          0.00        0.00   0.00
                                                                                   04/01/96     4,789.57   57,474.84  15.12
                                                                                                    0.00        0.00   0.00
----------------------------------------------------------------------------------------------------------------------------
SC DEPT. OF COMMERCE
SC DEPARTMENT OF COMMERCE    687-   700       7,782    07/01/95   06/30/00         07/01/95     8,430.50  101,166.00  13.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00

--------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION          RENEWAL OPTIONS             EXPENSE RECOVERIES
                                                                     Recovery   Stop    Base
Tenant Name                        Begin     End       SF/YR   Typ   Method      Amt    Year
--------------------------------------------------------------------------------------------
STEWART TITLE GUARANTY CO
                                                       0.00          Exp Stop    4.50
                                                       0.00
                                                       0.00
                                                       0.00
--------------------------------------------------------------------------------------------
WILLIAM DIXON ROBERTSON,         12/01/01  11/30/06    0.00          Base Year   0.00   1996
                                                       0.00
                                                       0.00
                                                       0.00
--------------------------------------------------------------------------------------------
Available                                              0.00                      0.00
--------------------------------------------------------------------------------------------
BURKETT BURKETT & BURKETT
BURKETT, BURKETT, & BURKE                              0.00          Exp Stop    4.75
                                                       0.00

--------------------------------------------------------------------------------------------
SC DEPT. OF COMMERCE
SC DEPARTMENT OF COMMERCE        01/01/00  06/30/05    0.00          Exp Stop    4.50
                                                       0.00
                                                       0.00

                               EDENS & AVANT, INC.
                           Commercial Custom Rent Roll

Date: 04/08/97                                                         Page: 29

Property:  NBSC BUILDING
           1122 LADY STREET
           COLUMBIA, SC 29201

Column Legends:
     Renewal Options TYP column: TBD - To be Determined
                                 CPI - Consumer Price Index

----------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                     LEASE TERM                     RENT INFORMATION
                                                                                                Monthly      Annual      per
Tenant Name                 Prop #  Unit #  Sq Feet     Begin       Expire  MTM     Begin      Base Rent  Base Rent    SF/YR
----------------------------------------------------------------------------------------------------------------------------
SC BUDGET & CONTROL BOARD
OFFICE OF LOCAL GOVERNMEN    687-   710       2,290    07/01/95   06/30/00         07/01/95     2,480.83   29,769.96  13.00
----------------------------------------------------------------------------------------------------------------------------
Available                    687-   720       1,419                                                 0.00        0.00   0.00
----------------------------------------------------------------------------------------------------------------------------
FIRST SUN SOUTH CORPORATI
FIRST SUN SOUTH              687-   800      13,485    04/01/95   08/31/97         09/01/93     8,430.00  101,160.00   7.50
                                                                                   11/01/94     8,430.00  101,160.00   7.50
                                                                                   04/01/95    11,410.00  136,920.00  10.15
                                                                                   09/01/95    13,485.00  161,820.00  12.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00


--------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION          RENEWAL OPTIONS             EXPENSE RECOVERIES
                                                                     Recovery   Stop    Base
Tenant Name                        Begin      End      SF/YR   Typ   Method      Amt    Year
--------------------------------------------------------------------------------------------
SC BUDGET & CONTROL BOARD
OFFICE OF LOCAL GOVERNMEN         07/01/00  06/30/05   0.00          Exp Stop    4.50
--------------------------------------------------------------------------------------------
Available                                              0.00                      0.00
--------------------------------------------------------------------------------------------
FIRST SUN SOUTH CORPORATI
FIRST SUN SOUTH                                        0.00          Base Year   0.00   1994
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00

                               EDENS & AVANT, INC.
                           Commercial Custom Rent Roll

Date: 04/08/97                                                         Page: 30

Property:  NBSC BUILDING
           1122 LADY STREET
           COLUMBIA, SC 29201

Column Legends:
     Renewal Options TYP column: TBD - To be Determined
                                 CPI - Consumer Price Index

----------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                     LEASE TERM                     RENT INFORMATION
                                                                                                Monthly      Annual      per
Tenant Name                 Prop #  Unit #  Sq Feet     Begin       Expire  MTM     Begin      Base Rent  Base Rent    SF/YR
----------------------------------------------------------------------------------------------------------------------------
FIRST SUN SOUTH CORPORATI
FIRST SUN SOUTH              687-   800       13,485   04/01/95   08/31/97                          0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
-----------------------------------------------------------------------------------------------------------------------------
SC VIDEO MALL ASSOCIATION
SOUTH CAROLINA VIDEO MALL    687-   900          662   01/01/97   12/31/97         01/01/97       500.00    6,000.00   9.06
-----------------------------------------------------------------------------------------------------------------------------
Available
                             687-   905          543                                                0.00        0.00   0.00
-----------------------------------------------------------------------------------------------------------------------------
RICHARD H. WALLACE JR.
                             687-   910        1,149   03/01/96   02/28/99         09/01/94       533.00    6,396.00   5.57
                                                                                                    0.00        0.00   0.00
                                                                                   03/01/96     1,149.00   13,788.00  12.00


--------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION       RENEWAL OPTIONS             EXPENSE RECOVERIES
                                                                     Recovery   Stop    Base
Tenant Name                        Begin      End      SF/YR   Typ   Method      Amt    Year
--------------------------------------------------------------------------------------------
FIRST SUN SOUTH CORPORATI
FIRST SUN SOUTH                                        0.00          Base Year   0.00   1994
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
--------------------------------------------------------------------------------------------
SC VIDEO MALL ASSOCIATION
SOUTH CAROLINA VIDEO MALL                              0.00                      0.00
--------------------------------------------------------------------------------------------
Available
                                                       0.00                      0.00
--------------------------------------------------------------------------------------------
RICHARD H. WALLACE JR.
                                                       0.00          Exp Stop    4.50
                                                       0.00
                                                       0.00


                               EDENS & AVANT, INC.
                           Commercial Custom Rent Roll

Date: 04/08/97                                                         Page: 31

Property:  NBSC BUILDING
           1122 LADY STREET
           COLUMBIA, SC 29201

Column Legends:
     Renewal Options TYP column: TBD - To be Determined
                                 CPI - Consumer Price Index

----------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                     LEASE TERM                     RENT INFORMATION
                                                                                                Monthly      Annual      per
Tenant Name                 Prop #  Unit #  Sq Feet     Begin       Expire  MTM     Begin      Base Rent  Base Rent    SF/YR
----------------------------------------------------------------------------------------------------------------------------
DAVID WALLACE COMPANY
                             687-   911          726   06/11/90   12/10/93         06/11/90       151.25    1,815.00   2.50
                                                                                   06/11/91       726.00    8,712.00  12.00
                                                                                   06/11/92       786.50    9,438.00  13.00
                                                                                                    0.00        0.00   0.00
-----------------------------------------------------------------------------------------------------------------------------
NATIONAL FEDERATION OF IN
NATIONAL FEDERATION OF IN    687-   912          620   03/01/96   02/28/99         03/01/96       620.00    7,440.00  12.00
                                                                                                    0.00        0.00   0.00
-----------------------------------------------------------------------------------------------------------------------------
SC ASPHALT PAVEMENT ASSOC
SOUTH CAROLINA ASPHALT PA    687-   913          703   09/01/95   08/31/98         02/22/82       773.96    9,287.52  13.21
                                                                                   09/01/95       881.00   10,572.00  15.04
-----------------------------------------------------------------------------------------------------------------------------
JAMES M. VARDAMAN & CO.,
                             687-   914          591   03/01/97   02/28/00         07/01/88       557.53    6,690.36  11.32
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
                                                                                   03/01/97       591.00    7,092.00  12.00
-----------------------------------------------------------------------------------------------------------------------------
MUNN & ASSOCIATES
RUSSELL C. MUNN              687-   915          618   10/11/95   11/30/98         10/11/95       338.71    4,064.52   6.58
                                                                                   11/01/95       500.00    6,000.00   9.71
                                                                                                    0.00        0.00   0.00
                                                                                   12/01/95       618.00    7,416.00  12.00


---------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION      RENEWAL OPTIONS              EXPENSE RECOVERIES
                                                                      Recovery   Stop    Base
Tenant Name                         Begin    End        SF/YR   Typ   Method      Amt    Year
---------------------------------------------------------------------------------------------
DAVID WALLACE COMPANY
                                                        0.00          Base Year   0.00   1990
                                                        0.00
                                                        0.00
                                                        0.00
----------------------------------------------------------------------------------------------
NATIONAL FEDERATION OF IN
NATIONAL FEDERATION OF IN                               0.00          Exp Stop    4.50
                                                        0.00
----------------------------------------------------------------------------------------------
SC ASPHALT PAVEMENT ASSOC
SOUTH CAROLINA ASPHALT PA                               0.00          Exp Stop    4.50
                                                        0.00
----------------------------------------------------------------------------------------------
JAMES M. VARDAMAN & CO.,
                                                        0.00          Base Year   0.00   1997
                                                        0.00
                                                        0.00
                                                        0.00
----------------------------------------------------------------------------------------------
MUNN & ASSOCIATES
RUSSELL C. MUNN                                         0.00          Exp Stop    4.50
                                                        0.00
                                                        0.00
                                                        0.00

                               EDENS & AVANT, INC.
                           Commercial Custom Rent Roll

Date: 04/08/97                                                         Page: 32

Property:  NBSC BUILDING
           1122 LADY STREET
           COLUMBIA, SC 29201

Column Legends:
     Renewal Options TYP column: TBD - To be Determined
                                 CPI - Consumer Price Index

----------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                     LEASE TERM                     RENT INFORMATION
                                                                                                Monthly      Annual      per
Tenant Name                 Prop #  Unit #  Sq Feet     Begin       Expire  MTM     Begin      Base Rent  Base Rent    SF/YR
----------------------------------------------------------------------------------------------------------------------------
MUNN & ASSOCIATES
RUSSELL C. MUNN              687-   915          618   10/11/95   11/30/98         01/01/96       659.39    7,912.68  12.80
                                                                                                    0.00        0.00   0.00
-----------------------------------------------------------------------------------------------------------------------------
SC OFF. OF APPELLATE DEFE
APPELLATE DEFENSE            687-   940        5,254   06/01/95   05/31/00         06/01/93     5,472.92   65,675.04  12.50
                                                                                   06/01/94     5,910.75   70,929.00  13.50
                                                                                   06/01/95     5,254.00   63,048.00  12.00
                                                                                   06/01/96     5,472.92   65,675.04  12.50
                                                                                   06/01/98     5,910.75   70,929.00  13.50
                                                                                   06/01/99     6,129.67   73,556.04  14.00
-----------------------------------------------------------------------------------------------------------------------------
ROBERT A. SCHNEIDER
AMERICAN PROPERTIES MGMT,    687-   955          460   09/01/90             MTM    09/01/90       479.17    5,750.04  12.50
                                                                                                    0.00        0.00   0.00
-----------------------------------------------------------------------------------------------------------------------------
GENERAL MAGIC,  INC.
SEE 687-500                  687-  1000        2,413   09/01/96   12/31/96         09/01/96     1,410.00   16,920.00   7.01
                                                                                                    0.00        0.00   0.00
                                                                                   10/01/96     2,011.00   24,132.00  10.00
                                                                                                    0.00        0.00   0.00
                                                                                                    0.00        0.00   0.00
-----------------------------------------------------------------------------------------------------------------------------
PENNINGTON LAW FIRM, P.A.
GARY C. PENNINGTON           687-  1010        1,444   07/01/96   07/31/99                          0.00        0.00   0.00


--------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION          RENEWAL OPTIONS             EXPENSE RECOVERIES
                                                                     Recovery   Stop    Base
Tenant Name                        Begin      End      SF/YR   Typ   Method      Amt    Year
--------------------------------------------------------------------------------------------
MUNN & ASSOCIATES
RUSSELL C. MUNN                                        0.00          Exp Stop    4.50
                                                       0.00
--------------------------------------------------------------------------------------------
SC OFF. OF APPELLATE DEFE
APPELLATE DEFENSE                  06/01/95  05/31/00  0.00          Exp Stop    4.50
                                   06/01/00  05/31/05  0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
--------------------------------------------------------------------------------------------
ROBERT A. SCHNEIDER
AMERICAN PROPERTIES MGMT,                              0.00          Base Year   0.00   1989
                                                       0.00
--------------------------------------------------------------------------------------------
GENERAL MAGIC,  INC.
SEE 687-500                                            0.00                      0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
--------------------------------------------------------------------------------------------
PENNINGTON LAW FIRM, P.A.
GARY C. PENNINGTON                 08/01/99  07/31/02  0.00          Exp Stop    4.50


                               EDENS & AVANT, INC.
                           Commercial Custom Rent Roll

Date: 04/08/97                                                         Page: 33

Property:  NBSC BUILDING
           1122 LADY STREET
           COLUMBIA, SC 29201

Column Legends:
     Renewal Options TYP column: TBD - To be Determined
                                 CPI - Consumer Price Index

----------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                     LEASE TERM                     RENT INFORMATION
                                                                                                Monthly      Annual      per
Tenant Name                 Prop #  Unit #  Sq Feet     Begin       Expire  MTM     Begin      Base Rent  Base Rent    SF/YR
----------------------------------------------------------------------------------------------------------------------------
PENNINGTON LAW FIRM, P.A.
GARY C. PENNINGTON           687-  1010       1,444   07/01/96   07/31/99         08/01/96     1,444.00   17,328.00  12.00
                                                                                                   0.00        0.00   0.00
                                                                                                   0.00        0.00   0.00
                                                                                                   0.00        0.00   0.00
                                                                                                   0.00        0.00   0.00
-----------------------------------------------------------------------------------------------------------------------------
AMERICAN PROPERTIES MANAG
                             687-  1015         389   09/01/90   08/31/93         09/01/90       405.21    4,862.52  12.50
-----------------------------------------------------------------------------------------------------------------------------
HRC ARMCO, INC.
                             687-  1020         935   09/01/96   08/31/97         09/01/96       818.12    9,817.44  10.50
                                                                                                   0.00        0.00   0.00
                                                                                                   0.00        0.00   0.00
-----------------------------------------------------------------------------------------------------------------------------
UNITED TELEPHONE COMPANY
UNITED TELEPHONE COMPANY     687-  1050         832   07/01/94   06/30/97         07/01/93       762.67    9,152.04  11.00
                                                                                                   0.00        0.00   0.00
                                                                                                   0.00        0.00   0.00
-----------------------------------------------------------------------------------------------------------------------------
FIELDS LAW FIRM, PA
JACKSON E. (PETE) FIELDS     687-  1060       1,964   05/01/96   04/30/99         12/01/95     1,063.00   12,756.00   6.49
                                                                                                   0.00        0.00   0.00
                                                                                  04/01/96     1,304.00   15,648.00   7.97
                                                                                  05/01/96     2,063.00   24,756.00  12.60


---------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION          RENEWAL OPTIONS              EXPENSE RECOVERIES
                                                                       Recovery   Stop    Base
Tenant Name                         Begin      End       SF/YR   Typ   Method      Amt    Year
---------------------------------------------------------------------------------------------
PENNINGTON LAW FIRM, P.A.
GARY C. PENNINGTON                                        0.00          Exp Stop    4.50
                                                          0.00
                                                          0.00
                                                          0.00
                                                          0.00
---------------------------------------------------------------------------------------------
AMERICAN PROPERTIES MANAG
                                                          0.00          Base Year   0.00  1989
---------------------------------------------------------------------------------------------
HRC ARMCO, INC.
                                                          0.00          Base Year   0.00  1996
                                                          0.00
                                                          0.00
---------------------------------------------------------------------------------------------
UNITED TELEPHONE COMPANY
UNITED TELEPHONE COMPANY                                  0.00          Base Year   0.00  1991
                                                          0.00
                                                          0.00
---------------------------------------------------------------------------------------------
FIELDS LAW FIRM, PA
JACKSON E. (PETE) FIELDS                                  0.00          Exp Stop    4.50
                                                          0.00
                                                          0.00
                                                          0.00

                               EDENS & AVANT, INC.
                           Commercial Custom Rent Roll

Date: 04/08/97                                                         Page: 34

Property:  NBSC BUILDING
           1122 LADY STREET
           COLUMBIA, SC 29201

Column Legends:
     Renewal Options TYP column: TBD - To be Determined
                                 CPI - Consumer Price Index

----------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                     LEASE TERM                     RENT INFORMATION
                                                                                                Monthly      Annual      per
Tenant Name                 Prop #  Unit #  Sq Feet     Begin       Expire  MTM     Begin      Base Rent  Base Rent    SF/YR
----------------------------------------------------------------------------------------------------------------------------
FIELDS LAW FIRM, PA
JACKSON E.  (PETE) FIELDS    687-  1060       1,964   05/01/96   04/30/99                          0.00        0.00   0.00
                                                                                                   0.00        0.00   0.00
                                                                                                   0.00        0.00   0.00
                                                                                                   0.00        0.00   0.00



-----------------------------------------------------------------------------------------------------------------------------
RESOLUTE SYSTEMS OF SC LL
RESOLUTE SYSTEMS OF SOUTH    687-  1080       2,618   07/11/94   07/14/99         08/01/94     2,395.84   28,750.08  10.98
                                                                                                   0.00        0.00   0.00
                                                                                                   0.00        0.00   0.00
                                                                                                   0.00        0.00   0.00
                                                                                  07/01/99     1,197.92    1,197.92   0.46
-----------------------------------------------------------------------------------------------------------------------------
Available
                             687-  1085         664                                                0.00        0.00   0.00
-----------------------------------------------------------------------------------------------------------------------------
SHERRILL & ROOF, LLP
                             687-  1100       3,025   02/10/95    02/28/98        03/01/95     2,773.00   33,276.00  11.00
                                                                                                   0.00        0.00   0.00
                                                                                                   0.00        0.00   0.00
-----------------------------------------------------------------------------------------------------------------------------
COMMISSION ON INDIGENT DE
                             687-  1110       2,066   07/01/96    06/30/01        12/01/94     1,539.60   18,475.20   8.94
                                                                                                   0.00        0.00   0.00
                                                                                                   0.00        0.00   0.00

----------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION        RENEWAL OPTIONS             EXPENSE RECOVERIES
                                                                       Recovery   Stop    Base
Tenant Name                          Begin      End      SF/YR   Typ   Method      Amt    Year
----------------------------------------------------------------------------------------------
FIELDS LAW FIRM, PA
JACKSON E.  (PETE) FIELDS                                  0.00        Exp Stop    4.50
                                                           0.00
                                                           0.00
                                                           0.00



----------------------------------------------------------------------------------------------
RESOLUTE SYSTEMS OF SC LL
RESOLUTE SYSTEMS OF SOUTH                                  0.00        Exp Stop    4.50
                                                           0.00
                                                           0.00
                                                           0.00
                                                           0.00
----------------------------------------------------------------------------------------------
Available
                                                           0.00                    0.00
----------------------------------------------------------------------------------------------
SHERRILL & ROOF, LLP
                                                           0.00        Exp Stop    4.25
                                                           0.00
                                                           0.00
----------------------------------------------------------------------------------------------
COMMISSION ON INDIGENT DE
                                      07/01/01  06/30/03  13.25        Exp Stop    4.00
                                                           0.00
                                                           0.00

                               EDENS & AVANT, INC.
                           Commercial Custom Rent Roll

Date: 04/08/97                                                         Page: 35

Property:  NBSC BUILDING
           1122 LADY STREET
           COLUMBIA, SC 29201

Column Legends:
     Renewal Options TYP column: TBD - To be Determined
                                 CPI - Consumer Price Index

----------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                     LEASE TERM                     RENT INFORMATION
                                                                                                Monthly      Annual      per
Tenant Name                 Prop #  Unit #  Sq Feet     Begin       Expire  MTM     Begin      Base Rent  Base Rent    SF/YR
----------------------------------------------------------------------------------------------------------------------------
COMMISSION ON INDIGENT DE
                             687-  1110       2,066   07/01/96    06/30/01        07/01/96     2,208.89   26,506.68  12.83
------------------------------------------------------------------------------------------------------------------------------
INSURETECH ALTERNATIVES,
                             687-  1145       2,048   09/01/96    08/31/99        09/01/96     2,048.00   24,576.00  12.00
                                                                                                   0.00        0.00   0.00
                                                                                                   0.00        0.00   0.00
                                                                                                   0.00        0.00   0.00
                                                                                                   0.00        0.00   0.00
                                                                                                   0.00        0.00   0.00
------------------------------------------------------------------------------------------------------------------------------
CAPITOL CONSULTANTS, INC.
                             687-  1150       1,131   12/01/96    11/30/97        12/01/96     1,060.00   12,720.00  11.25
                                                                                                   0.00        0.00   0.00
------------------------------------------------------------------------------------------------------------------------------
EDENS & AVANT MAINTENANCE
EDENS & AVANT MAINTENANCE    687-  1160         361                         MTM                    0.00        0.00   0.00
------------------------------------------------------------------------------------------------------------------------------
INSURETECH ALTERNATIVES,
                             687-  1170       2,574   06/01/97    05/31/00        06/01/97     2,145.00   25,740.00  10.00
------------------------------------------------------------------------------------------------------------------------------
SC BUDGET & CONTROL BOARD
OFFICE OF THE BUDGET         687-  1200      10,410   04/01/95    03/31/98                         0.00        0.00   0.00
                                                                                  04/01/95     9,516.48  114,197.76  10.97
------------------------------------------------------------------------------------------------------------------------------
BB&T ATM
BRANCH BANKING & TRUST CO    687-  1300           0   05/16/88    05/15/98        06/01/93       800.00    9,600.00   0.00
                                                                                  06/01/96     1,000.00   12,000.00   0.00
------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION      RENEWAL OPTIONS             EXPENSE RECOVERIES
                                                                    Recovery   Stop    Base
Tenant Name                       Begin      End      SF/YR   Typ   Method      Amt    Year
-------------------------------------------------------------------------------------------
COMMISSION ON INDIGENT DE
                                                       0.00          Exp Stop    4.00
-------------------------------------------------------------------------------------------
INSURETECH ALTERNATIVES,
                                                       0.00          Exp Stop    4.56
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
                                                       0.00
-------------------------------------------------------------------------------------------
CAPITOL CONSULTANTS,  INC.
                                                       0.00                      0.00
                                                       0.00
-------------------------------------------------------------------------------------------
EDENS & AVANT MAINTENANCE
EDENS & AVANT MAINTENANCE                              0.00                      0.00
-------------------------------------------------------------------------------------------
INSURETECH ALTERNATIVES,
                                   06/01/00  05/31/03  0.00          Exp Stop    4.56
-------------------------------------------------------------------------------------------
SC BUDGET & CONTROL BOARD
OFFICE OF THE BUDGET               04/01/99  03/31/00  0.00          Exp Stop    4.50
                                   04/01/98  03/31/99  0.00
-------------------------------------------------------------------------------------------
BB&T ATM
BRANCH BANKING & TRUST CO          05/16/98  05/15/03  0.00          Full        0.00
                                                       0.00
-------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                           Commercial Custom Rent Roll

Date: 04/08/97                                                         Page: 36

Property:  NBSC BUILDING
           1122 LADY STREET
           COLUMBIA, SC 29201

Column Legends:
     Renewal Options TYP column: TBD - To be Determined
                                 CPI - Consumer Price Index

----------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                     LEASE TERM                     RENT INFORMATION
                                                                                                Monthly      Annual      per
Tenant Name                 Prop #  Unit #  Sq Feet     Begin       Expire  MTM     Begin      Base Rent  Base Rent    SF/YR
----------------------------------------------------------------------------------------------------------------------------
CAPITOL CENTER ASSOCIATES
MAIN STREET PARKING LOT A    687-  1400           0   05/10/93  05/31/94          06/01/93     3,900.00   46,800.00   0.00
-----------------------------------------------------------------------------------------------------------------------------
UNLEASABLE COMMON AREA
                             687-  9998       1,056                         MTM                    0.00        0.00   0.00
-----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION        RENEWAL OPTIONS             EXPENSE RECOVERIES
                                                                       Recovery   Stop    Base
Tenant Name                          Begin      End      SF/YR   Typ   Method      Amt    Year
----------------------------------------------------------------------------------------------
CAPITOL CENTER ASSOCIATES
MAIN STREET PARKING LOT A                                0.00                      0.00
----------------------------------------------------------------------------------------------
UNLEASABLE COMMON AREA
                                                         0.00                      0.00
----------------------------------------------------------------------------------------------

                   SQUARE FEET: Occupied...  120,990                        Current Annual Base Rent  1,548,642.12
                                Available..   26,900
                                Total .....  147,890


PHOTOGRAPHS OF SUBJECT PROPERTY
-------------------------------


                               [GRAPHIC OMITTED]


Subject Property - Looking Southwest


                               [GRAPHIC OMITTED]


Subject Property - Looking North

                               [GRAPHIC OMITTED]


Subject Property - Looking Southeast


                               [GRAPHIC OMITTED]


Lady Street - Looking West

                              [GRAPHIC OMITTED]


Main Street - Looking North


                               [GRAPHIC OMITTED]


Main Street - Looking South

                               [GRAPHIC OMITTED]


Subject Property - Looking Northwest

                              [GRAPHIC OMITTED]


Aerial View - Looking Looking Southwest


                               [GRAPHIC OMITTED]


Aerial View - Looking Southeast

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                                1634 MAIN STREET
                                OFFICE BUILDING

                                1634 Main Street
                           Columbia, Richland County,
                                 South Carolina

                                  Prepared by

                          Michael B. Dodds, MAI, CCIM

                       Date of Market Study - May 6, 1997

                   [Letterhead of O. Marshall Dodds Co., Inc.]

                                                       May 6, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:  Market Study
     Office Building
     1634 Main Street
     Columbia, Richland County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data was inspected by Michael B. Dodds, MAI, CCIM on May 6, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the office market and is not intended to state opinions on the value of the subject property. The property consists of a 2 story office building containing 13,994 rentable square feet, and 20,550 gross square feet. The structure was constructed in approximately 1934 and was extensively renovated in 1988. The building is currently 89.3 percent leased. The General Services Administration currently leases 39.9 percent of the building.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.


                                       Respectfully submitted,

                                       O. MARSHALL DODDS COMPANY, INC.


                                       /s/ Michael B. Dodds, MAI, CCIM
                                       --------------------------------------
                                       Michael B. Dodds, MAI, CCIM
                                       State Certified General
                                       Real Estate Appraiser (CG-543)

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as: insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial spheres. The unemployment rate for Richland County as of March, 1997 was 3.7 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The neighborhood is generally the central business district of Columbia. Considerable new construction and renovation is currently taking place in the downtown area, although most is occurring away from the Main Street corridor. The redevelopment of the CCI prison site along the Congaree River will most likely include a variety of uses including residential, retail and office. Additional new developments includes the relocation of the Columbia Museum of Art to the Main Street building previously occupied by Macy's. This development will also include some office space. Perhaps the largest proposed development is the planned convention center and sports arena. The University of South Carolina is planning to build a multi-purpose sports arena and the city is proposing a 120,000 square foot convention center. The exact location of the project has not been determined.

Physical features are as follows:

1.  Size                             0.5 acres or 21,718  SF

2.  Identity                         1634  Main Street
                                     TMS# 09014-04-19

3.  Shape                            Rectangular - Very Narrow

4.  Topography                       Level and on grade with Main Street

5.  Accessibility                    Good: Pedestrian - Main Street
                                           Vehicular - Sumter Street

6.  Utilities                        Municipal

Physical Description

Building features are as follows:

1.  Size                             20,550 SF(Gross)   13,994 SF (Net)

2.  Layout & Design                  2 story with basement

3.  Parking Spaces                   39 owned
                                     (2.79 spaces per 1,000 SF of net area)

4.  Construction                     Masonry and stucco exterior, Built up roof

Market Position and Marketability Conclusions

The subject property is located on Main Street in the central business district of Columbia. Many older structures similar to the subject have been renovated during the 1980's and 1990's. Often, the buildings are renovated to include retail on the first floor and office space on the upper floors. Most recently, with the decline of the Main Street retail district, the buildings have been renovated to strictly office uses. During the mid to late 1980's, several buildings were converted to office condominiums. The market was not strong for this type of product, and many of the units are still leased by the developer. This is the case at rent comparables #1 and #3. It is unlikely that office condominium development will take place in the downtown area in the near future.

The subject is located within Zone 1, as shown in the 1996 Central Carolina Business Review and Investment Guide. According to this survey, there is a total of 4,224,682 rentable square feet of office space in the downtown area, with an overall vacancy level of 15.3 percent. The reported vacancy rate for only class A properties is approximately 8.8 percent vacant. The general office market has been on a positive trend for approximately two years, with no CBD construction occurring. During the first half of 1996, 57,000 square feet of office space was absorbed, compared to a total of 82,000 square feet in 1995. The relocation of the Columbia Museum of Arts to the former Macy's building will include some office space, but it is not expected to have a significant effect on the market.

The parking that is available at a building is a primary factor affecting buildings in downtown Columbia. Comparable #2 has limited parking available, and is only 83 percent occupied. The subject property has a parking ratio which is above average for buildings in the downtown area. Additional parking is also available in nearby parking garages and surface parking lots.

 NationsBank, which occupies space in two CBD buildings, recently renewed its lease for 85,000 square feet at the NationsBank Plaza. Also, Laidlaw Environmental Services has leased 70,000 square feet in the NationsBank Tower for its North American headquarters. While many corporations are consolidating operations, sub-lease space is not considered to be a major component of the available space.

The subject property is an older office building in the CBD and it competes well with the smaller downtown office buildings. The rental rates received are within the range established by the comparables. In general, the rental rates range from $10.00 to $13.50 per square foot, with expense stops ranging from $3.56 to $4.74 per square foot. Parking is included in the rent, which makes it superior to many competing buildings. The only vacant space is a 1,499 square foot space in the basement which is being marketed for $10.00 per square foot. Two leases recently expired, although the leasing agent has stated that all indications are that the leases will be renewed, and that negotiations are underway. The concessions being offered are minimal, and typically consist of free rent. Tenant improvements are minimal in this rental range, generally being from $5.00 to $6.00 per square foot, and commissions are equal to the first months rent and 5 percent as collected.

The market for buildings similar to the subject is not as strong as the class A market, although the better quality buildings are experiencing high occupancy rates and rental rates. There is minimal demand for basement space, as reflected by the rental rates achieved for this type of space. The rental rate charged for basement space at the subject is higher than normal for downtown.

Trends

The economic development successes in recent years has affected the suburban market greater than it has the CBD market. The lack of large blocks of contiguous space in the CBD will continue to drive build to suit development in the suburbs. The B and C class space in the CBD will continue to see the highest vacancy levels, and the lowering of rental rates will negatively affect the absorption of class A space. Overall, the lack of new construction is expected to tighten the market further, although corporate consolidations will slow the demand for space somewhat.

The subject property is in a good position in the competitive marketplace and should continue to maintain an occupancy level at or near the average for the CBD. The rental rates are expected to increase at a stable rate.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
--------------------------------------------------------------------------------
A   PROPERTY DESCRIPTION

                                             SUBJECT             COMPARABLE 1               COMPARABLE 2
                                             -------             ------------               ------------
1.  Identification
    a.  Name                          1634 Main Street           Bouchier Building          Concord Building
                                      ----------------------     -----------------------    -----------------------
    b.  Street                        1634 Main Street           1722-24 Main Street        1301 Sumter Street
                                      ----------------------     -----------------------    -----------------------
    c.  City                          Columbia, SC               Columbia, SC               Columbia, SC
                                      ----------------------     -----------------------    -----------------------
    d.  Distance from subject         N/A                        1 Block                    4 Blocks
                                      ----------------------     -----------------------    -----------------------
    e.  Contact                       Edens and Avant            Edens and Avant            Edens and Avant
                                      ----------------------     -----------------------    -----------------------
    f.  Phone                         (803)779-4420              (803)779-4420              (803)779-4420
                                      ----------------------     -----------------------    -----------------------
2.  Attributes
    a.  Year built                    1934-Renovated in          1960/1984 Renovation       1955
                                      1988
                                      ----------------------     -----------------------    -----------------------
    b.  Net sq. Ft.                   13,994                     14,689                     12,482
                                      ----------------------     -----------------------    -----------------------
    c. # building                     1                          1                          1
                                      ----------------------     -----------------------    -----------------------
    d. #stories                       2 + basement               3                          2 + Basement
                                      ----------------------     -----------------------    -----------------------
    e. Avg. Floor plate size (SF),    5,800                      5,000                      6,000
            if office
                                      ----------------------     -----------------------    -----------------------
    f. # elevators                    1                          1                          1
                                      ----------------------     -----------------------    -----------------------
    g. Parking                        Adequate - Surface         Limited - Surface          Limited - Surface
                                      ----------------------     -----------------------    -----------------------
    h. Construction Type              Masonry                    Masonry                    Masonry
                                      ----------------------     -----------------------    -----------------------
    I.  Vacancy %                     10.7%                       17.0%                      0%
                                      ----------------------     -----------------------    -----------------------
    j.  Anchors, if Retail            N/A                        N/A                        N/A
                                      ----------------------     -----------------------    -----------------------

                                      COMPARABLE 3               COMPARABLE 4
                                      ------------               ------------
1.  Identification
    a.  Name                          1720 Main Street           Sylvan Building
                                      -----------------------    -----------------------
    b.  Street                        1720 Main Street           1500 Main Street
                                      -----------------------    -----------------------
    c.  City                          Columbia, SC               Columbia, SC
                                      -----------------------    -----------------------
    d.  Distance from subject         1 Block                    1 Block
                                      -----------------------    -----------------------
    e.  Contact                       George Lee                 Al Saad
                                      -----------------------    -----------------------
    f.  Phone                         (803)771-6004              (803)254-3795
                                      -----------------------    -----------------------
2.  Attributes
    a.  Year built                    1940                       1870/1984 Renovation

                                      -----------------------    -----------------------
    b.  Net sq. Ft.                   9,100                      15,000
                                      -----------------------    -----------------------
    c. # building                     1                          1
                                      -----------------------    -----------------------
    d. #stories                       3                          4 + Basement
                                      -----------------------    -----------------------
    e. Avg. Floor plate size (SF),    3,000                      4,000
            if office
                                      -----------------------    -----------------------
    f. # elevators                    1                          1
                                      -----------------------    -----------------------
    g. Parking                        Adequate - Surface         Adequate - Surface
                                      -----------------------    -----------------------
    h. Construction Type              Masonry                    Masonry
                                      -----------------------    -----------------------
    I.  Vacancy %                     0%                         8.7%
                                      -----------------------    -----------------------
    j.  Anchors, if Retail            N/A                        N/A
                                      -----------------------    -----------------------

Comments:

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION
--------------------------------------------------------------------------------

                                             SUBJECT              COMPARABLE 1                COMPARABLE 2
                                             -------              ------------                ------------
1.  Asking Rental Rate                $10.00 /SF (basement)       $12.50/SF                   $10.50/SF
                                      -----------------------     -----------------------     ----------------------
2.  Lease Type (Gross/Net)            Full Service                Full Service                Full Service
                                      -----------------------     -----------------------     ----------------------
3.  Rent Concessions                  None                        None                        Varies
                                      -----------------------     -----------------------     ----------------------
4.  Effective Rent                    $10.00/SF                   $12.50/SF                   $10.50/SF
                                      -----------------------     -----------------------     ----------------------
5.  TI Allowance                      $5.00 - $6.00/SF            $5.00 - $6.00/SF            $5.00 - $6.00/SF
                                      -----------------------     -----------------------     ----------------------
6.  Expense Stop                      $3.75/SF                    $3.50 - $3.75/SF            $3.50 - $3.75/SF
                                      -----------------------     -----------------------     ----------------------
7.  Length of Lease Term              3 - 5 Years                 3 - 5 Years                 3 - 5 Years
                                      -----------------------     -----------------------     ----------------------
8.  Commissions                       1 mo. Rent + 5%/month       2.0% - 6.0%                 2.0% - 6.0%
                                      -----------------------     -----------------------     ----------------------
9.  Percentage Rent                   N/A                         N/A                         N/A
     (per lease terms)
                                      -----------------------     -----------------------     ----------------------
10. Historical Annual                 N/A                         N/A                         N/A
     Absorption/sq.ft.
                                      -----------------------     -----------------------     ----------------------
11. Annual Operating Expense          N/A                         $3.50 - $3.75               $3.50 - $3.75
     psf (Including taxes)
                                      -----------------------     -----------------------     ----------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)   N/A                         Similar                     Similar
                                      -----------------------     -----------------------     ----------------------

                                      COMPARABLE 3               COMPARABLE 4
                                      ------------               ------------
1.  Asking Rental Rate                $10.50/SF                  $10.00/SF
                                      ----------------------     ----------------------
2.  Lease Type (Gross/Net)            Net                        Full Service
                                      ----------------------     ----------------------
3.  Rent Concessions                  None                       None
                                      ----------------------     ----------------------
4.  Effective Rent                    $10.50/SF                  $10.00/SF
                                      ----------------------     ----------------------
5.  TI Allowance                      $5.00 - $6.00/SF           N/A
                                      ----------------------     ----------------------
6.  Expense Stop                      N/A                        $3.50 - $3.75/SF
                                      ----------------------     ----------------------
7.  Length of Lease Term              1 - 5 Years                3 - 5 Years
                                      ----------------------     ----------------------
8.  Commissions                       2.0% - 6.0%                2.0% - 6.0%
                                      ----------------------     ----------------------
9.  Percentage Rent                   N/A                        N/A
     (per lease terms)
                                      ----------------------     ----------------------
10. Historical Annual                 N/A                        N/A
         Absorption/sq.ft.
                                      ----------------------     ----------------------
11. Annual Operating Expense          $3.50 - $3.75              $3.50 - $3.75
        psf (Including taxes)
                                      ----------------------     ----------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)   Inferior                   Similar
                                      ----------------------     ----------------------

D. EXPLAIN RANKING/COMMENTS:

Typically, leasing commissions are "cashed out". Comparables #1 and #3 were converted to condominium units in 1989, and some of the units are owner occupied. Parking is limited at comparables #1 and #2 and this has impacted leasing efforts in the past. Basements are common, as comparables #2 and #4 have them, although the rents are usually in the range of 20 - 30 percent below standard space. All of the buildings have been fully renovated and are attractive. The only vacant space at the subject is in the basement.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1

                                [GRAPHIC OMITTED]

Name:                               Bouchier Building
Location:                           1722-24 Main Street
                                    Columbia, South Carolina
Year Built:                         1960/84
Total Size:                         14,689 SF
Vacant Space:                       2,500 SF
Vacancy Rate:                       17.0%
Rental Range:                       $12.50
Tenant Expenses:                    None, full service

Remarks:

This three story building was converted to condominiums in 1989, although only one unit is owner occupied. Parking is somewhat limited, and this has affected leasing activities.

Comparable Rental No. 2

                                [GRAPHIC OMITTED]

Name:                               Concord Building
Location:                           1301 Sumter Street
                                    Columbia, South Carolina
Year Built:                         1955
Total Size:                         12,482 SF
Vacant Space:                       0 SF
Vacancy Rate:                       0 %
Rental Range:                       $10.50
Tenant Expenses:                    None - full service

Remarks:

Approximately 5,000 square feet of the rentable area is within a basement. The basement is reportedly leased at a rate in the range of $7.50 per square foot.

Comparable Rental No. 3

                                [GRAPHIC OMITTED]

Name:                               1720 Main Street
Location:                           1720 Main Street
                                    Columbia, South Carolina
Year Built:                         1940/84
Total Size:                         9,100 SF
Vacant Space:                       0 SF
Vacancy Rate:                       0 %
Rental Range:                       $10.50
Tenant Expenses:                    Janitorial and utilities

Remarks:

This building was converted to condominiums in 1989, and some of the units are owner occupied. The building is attractive and has adequate parking.

Comparable Rental No. 4

                                [GRAPHIC OMITTED]

Name:                               Sylvan Building
Location:                           1500 Main Street
                                    Columbia, SC
Year Built:                         1870/84
Total Size:                         15,000 SF
Vacant Space:                       1,300 SF
Vacancy Rate:                       8.7%
Rent Range:                         $10.00/SF
Tenant Expenses:                    None - full service

Remarks:

Parking is available at a rate of $50.00 per month per space. The basement space typically leases in the $9.00 per square foot range. Sylvan Jewelers occupies much of the first floor. The building is located on a corner and offers excellent exposure.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLES

                                             SUBJECT              COMPARABLE 1                COMPARABLE 2
                                             -------              ------------                ------------
1.   Identification
     a.  Name                         1634 Main Street            SC Dept. Social             900 Elmwood Avenue
                                                                  Services
                                      -----------------------     -----------------------     -----------------------
     b.  Street Address               1634 Main Street            3150 Harden Street          900 Elmwood Avenue
                                      -----------------------     -----------------------     -----------------------
     c.  City                         Columbia, SC                Columbia, SC                Columbia, SC
                                      -----------------------     -----------------------     -----------------------
     d.  Distance from Subject        N/A                         1.5 Miles                   6 Blocks
                                      -----------------------     -----------------------     -----------------------
2.  Attributes
                                      -----------------------
     a.  Year Built                   1934/88                     1989                        1972
                                      -----------------------     -----------------------     -----------------------
     b.  Net sq. feet                 13,994                      63,370                      14,182
                                      -----------------------     -----------------------     -----------------------
     c. # Buildings                   1                           1                           1
                                      -----------------------     -----------------------     -----------------------
     d. # of Stories                  2 + Basement                3                           2
                                      -----------------------     -----------------------     -----------------------
     e. Vacancy %                     10.7%                       0%                          28%
                                      -----------------------     -----------------------     -----------------------
3.  Sales Information
                                      -----------------------
     a.  Sales Price                  N/A                         $6,600,000                  $950,000
                                      -----------------------     -----------------------     -----------------------
     b.  Sales Price PSF              N/A                         $104.15                     $66.99
                                      -----------------------     -----------------------     -----------------------
     c.  Cap. Rate                    N/A                         8.5%                        9.58%
                                      -----------------------     -----------------------     -----------------------
     d.  Date                         N/A                         September 28, 1994          July 17, 1995
                                      -----------------------     -----------------------     -----------------------
     e.  NOI at time of Sale          N/A                         $537,900                    $91,023
                                      -----------------------     -----------------------     -----------------------
4.  Rank Relative to Subject          N/A                         Superior                    Similar
     (inferior, similar, superior)
                                      -----------------------     -----------------------     -----------------------

                                      COMPARABLE 3            COMPARABLE 4
                                      ------------            ------------
1.   Identification
     a.  Name                         SC Eye Institute        Sunset Medical Building

                                      --------------------    ------------------------
     b.  Street Address               4 Medical Pk. Dr.       1816 Marshall Street
                                      --------------------    ------------------------
     c.  City                         Columbia, SC            Columbia, SC
                                      --------------------    ------------------------
     d.  Distance from Subject        1  Miles                1  Miles
                                      --------------------    ------------------------
2.  Attributes

     a.  Year Built                   1975                    1988
                                      --------------------    ------------------------
     b.  Net sq. feet                 23,562                  22,300
                                      --------------------    ------------------------
     c. # Buildings                   1                       1
                                      --------------------    ------------------------
     d. # of Stories                  3                       5
                                      --------------------    ------------------------
     e. Vacancy %                     0%                      4%
                                      --------------------    ------------------------
3.  Sales Information

     a.  Sales Price                  $1,995,000              $2,225,000
                                      --------------------    ------------------------
     b.  Sales Price PSF              $84.67                  $99.78
                                      --------------------    ------------------------
     c.  Cap. Rate                    10.43%                  N/A
                                      --------------------    ------------------------
     d.  Date                         December, 1992          April 8, 1993
                                      --------------------    ------------------------
     e.  NOI at time of Sale          $208,059                $206,323
                                      --------------------    ------------------------
4.  Rank Relative to Subject          Superior                Superior
     (inferior, similar, superior)
                                      --------------------    ------------------------

Explain Ranking/Comments:

Several of the comparables are medical buildings. Comparable #2 is located in the central business district, and similar rental characteristics when compared to the subject. No sale of Main Street office buildings were found which are considered to be truly comparable to the subject or arm's length. All of the sales comparables are newer than the subject.

COMPARABLE IMPROVED SALES

Comparable Sale No. 1

                                [GRAPHIC OMITTED]

TMS:                       11502-01-02
Name:                      SC Department of Social Services
Location:                  3150 Harden Street, Columbia, SC
Grantor:                   Harden Street Limited Partnership
Grantee:                   The State of South Carolina
Deed Reference:            Book 1221, Page 539 and 542
Date:                      September 28, 1994
Sales Price:               $6,600,000
Adjusted Sales Price:      $6,600,000
Size building              63,370
Sales Price per S.F.:      $104.15
Size Land (Acres):         2.5
Size Land (S.F.):          108,900
Year Built:                1989
Land/Building Ratio:       1.72 to 1
Utilities:                 All Available
Zoning:                    Commercial
Financing:                 At Market
Effective Gross Income:    $719,407
EGIM:                      9.17
Net Operating Income:      $537,900
Overall Rate:              8.15%
Verification:              Public Records
Type of Purchaser:         State Government

Comments:

This was a build to suit for the state agency who occupied the building until the sale. It was purchased for continued occupancy by the purchaser. Building contains 67,800 gross square feet and is three stories.

Comparable Sale No. 2

                                [GRAPHIC OMITTED]

Name:                      900 Elmwood Avenue
Location:                  900 Elmwood Avenue
                           Columbia, SC
Grantor:                   Nine Hundred Associates
Grantee:                   GSB, A SC General Partnership
Deed Reference:            Book 1269, Page 516
Date:                      July 15, 1995
Sales Price:               $950,000
Adjusted Sales Price:      $950,000
Size building:             14,182
Sales Price per S.F.:      $66.99
Size Land (Acres):         0.74
Size Land (S.F.):          32,234
Year Built:                1972
Land/Building Ratio:       2.27 to 1
Utilities:                 All Available
Zoning:                    Commercial
Financing:                 Cash to Seller
Effective Gross Income:    $162,353
EGIM:                      5.85
Net Operating Income:      $91,023
Overall Rate:              9.58%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:

Two story walk up building of average to good quality construction. The building was 28 percent vacant at the time of sale, with a market rent of approximately $12.00 to $12.50 per square foot. Figures above are based upon a market vacancy of 10 percent, as the vacant space was to be occupied by the purchaser's law firm. The building had historically maintained a high occupancy level.

Comparable Sale No. 3

                                [GRAPHIC OMITTED]

Name:                      SC Eye Institute
Location:                  4 Medical Park Drive
                           Columbia, Richland County, SC
Grantor:                   Ophthalmology Associates
Grantee:                   University of South Carolina
Deed Reference:            Book 1064, Page 784
Date:                      December, 1992
Sales Price:               $1,995,000
Adjusted Sales Price:      $1,995,000
Size building:             23,562
Sales Price per S.F.:      $84.67
Size Land (Acres):         N/A
Size Land (S.F.):          N/A
Year Built:                1975
Land/Building Ratio:       N/A
Utilities:                 All Public
Zoning:                    Commercial
Financing:                 Cash to Seller
Effective Gross Income:    $330,807
EGIM:                      6.03
Net Operating Income:      $208,059
Overall Rate:              10.43%
Verification:              Public Records
Type of Purchaser:         University

Comments:

Property is located across the street from the Richland Memorial Hospital. The University of South Carolina has purchased several buildings in the area.

Comparable Sale No. 4

                                [GRAPHIC OMITTED]

TMS:                       11504-27-01 and 07
Name:                      Sunset Medical Office Building
Location:                  1816 Marshall Street
                           Columbia, SC
Grantor:                   Sunset Medical Partners
Grantee:                   Richland Memorial Hospital
Deed Reference:            Book 1136, Page 559
Date:                      April 8, 1993
Sales Price:               $2,225,000
Adjusted Sales Price:      $2,225,000
Size building:             22,300
Sales Price per S.F.:      $99.78
Size Land (Acres):         2.4
Size Land (S.F.):          104,544
Year Built:                1988
Land/Building Ratio:       4.29 to 1
Utilities:                 Municipal
Zoning:                    C-3
Financing:                 Cash to Seller
Effective Gross Income:    $288,152
EGIM:                      7.72
Net Operating Income:      $206,323
Overall Rate:              9.27%
Verification:              Public Records
Type of Purchaser:         Hospital

Comments:

This mid-rise office building is located across the street from the Richland Memorial Hospital, and portions of the building were leased to the hospital at the time of sale. The gross building area is 24,386 square feet. The largest tenant occupied 15,800 square feet at a rental rate of $10.25 per square foot.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                                [GRAPHIC OMITTED]

                             Rental Comparables Map

                                [GRAPHIC OMITTED]

                               Improved Sales Map

                               EDENS & AVANT, INC.
                           Commercial Custom Rent Roll

Date: 04/24/97

Property:  1634 MAIN STREET
           1634 MAIN STREET
           COLUMBIA, SC 29201-0000

Column Legends:
     Renewal Options TYP column: TBD - To be Determined
                                 CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------------
          TENANT AND PROPERTY INFORMATION                       LEASE TERM                          RENT INFORMATION
                                                                                                Monthly        Annual     per
Tenant Name                   Prop # Unit #  Sq Feet   Misc  Begin    Expire   MTM  Begin     Base Rent     Base Rent    SF/YR
-------------------------------------------------------------------------------------------------------------------------------
Available                       660- 90         1,499                                              0.00          0.00     0.00
-------------------------------------------------------------------------------------------------------------------------------
ELOFF, LYDIA A.
LYDIA A. ELOFF, ATTORNEY        660- 95           820       01/01/97 12/31/99       01/01/97     683.33      8,199.96    10.00
-------------------------------------------------------------------------------------------------------------------------------
GSA/GS-04B-32085/CRT PREP
GENERAL SERVICES ADMINIST       660- 100        5,578       05/21/92 05/20/98       05/21/92   6,178.33     74,139.96    13.29
                                                                                    07/25/93   6,219.33     74,631.96    13.38
                                                                                    06/25/94   6,248.88     74,986.56    13.44
                                                                                    05/21/95   6,292.74     75,512.88    13.54
                                                                                    05/21/96   6,333.74     76,004.88    13.63
-------------------------------------------------------------------------------------------------------------------------------
BLAND & ARNDT, L.L.P.
ERIC S. BLAND & JOSEPH M.       660- 200        3,097       12/01/95 04/30/97       05/01/94   1,775.00     21,300.00     6.88
                                                                                    01/01/95   2,252.00     27,024.00     8.73
                                                                                    12/01/95   3,097.00     37,164.00    12.00
-------------------------------------------------------------------------------------------------------------------------------
HOWARD HAMMER, P.A.             660- 201        2,494       11/01/94 04/30/97       02/01/91   2,805.00     33,660.00    13.50
                                                                                    01/01/94   2,888.84     34,666.08    13.90
                                                                                    11/01/94   2,660.26     31,923.12    12.80
-------------------------------------------------------------------------------------------------------------------------------
HOWARD HAMMER, P.A.
HOWARD HAMMER                   660- 205          506       01/01/95 04/30/97       01/01/95     519.50      6,234.00    12.32
-------------------------------------------------------------------------------------------------------------------------------
                       Square Feet: Occupied.. 12,495                            Current Annual Base Rent  159,525.96
                                    Available.  1,499
                                    Total..... 13,994

---------------------------------------------------------------------------------------------------
                                           RENEWAL OPTIONS               EXPENSE RECOVERIES
                                                          per          Recovery   Stop   Base
Tenant Name                         Begin      End       SF/YR    Typ  Method     Amt    Year
---------------------------------------------------------------------------------------------------
Available                                                 0.00                    0.00
---------------------------------------------------------------------------------------------------
ELOFF, LYDIA A.
LYDIA A. ELOFF, ATTORNEY                                  0.00         Exp Stop   4.56
---------------------------------------------------------------------------------------------------
GSA/GS-04B-32085/CRT PREP
GENERAL SERVICES ADMINIST                                 0.00         Base Year  4.74   1992
                                                          0.00
                                                          0.00
                                                          0.00
                                                          0.00
---------------------------------------------------------------------------------------------------
BLAND & ARNDT, L.L.P.
ERIC S. BLAND & JOSEPH M.          05/01/97   04/30/00    0.00         Base Year  4.38   1994
                                   05/01/00   04/30/03    0.00
                                                          0.00
---------------------------------------------------------------------------------------------------
HOWARD HAMMER, P.A.                11/01/94   04/30/97   12.32         Base Year  3.56   1989
                                                          0.00
                                                          0.00
---------------------------------------------------------------------------------------------------
HOWARD HAMMER, P.A.
HOWARD HAMMER                                             0.00         Base Year  3.56   1989
---------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY

                                [GRAPHIC OMITTED]

Subject - Front View

                                [GRAPHIC OMITTED]

Subject - Front View

                                [GRAPHIC OMITTED]

Alley along south side of building

                                [GRAPHIC OMITTED]

Rear Parking Lot - Looking West

                                [GRAPHIC OMITTED]

Main Street - Looking North

                                [GRAPHIC OMITTED]

Main Street - Looking South

                                [GRAPHIC OMITTED]

Aerial View of Main Street - Looking North

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                Market Study of:

                                 BAINBRIDGE MALL

                            1400 East Shotwell Street
                       Bainbridge, Decatur County, Georgia

                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                 April 15, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]

                                  May 19, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:  Market Study
     Bainbridge Mall
     1400 East Shotwell Street
     Bainbridge, Decatur County, Georgia

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 15, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a shopping mall that contains 145,124 square feet of leasable area. The subject improvements were originally constructed in 1972-73. The anchor tenants are Belk-Simpson, Goody's, Heileg-Meyers Furniture and Bargain Towne. There is a space containing 10,500 square feet and the owners are negotiating with Sears Hardware for this space. The center is currently 90.6 percent occupied. If the owners are successful in securing a lease from Sears Hardware for the 10,500 square feet, the occupancy rate will be 97.87 percent.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                          Respectfully submitted,

                                          O. MARSHALL DODDS COMPANY, INC.


                                          /s/ O. Marshall Dodds
                                          ------------------------------
                                          O. Marshall Dodds, MAI
                                          State Certified General
                                          Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Bainbridge and Decatur County are located in the southwest corner of Georgia. Bainbridge, the County Seat, is nestled on the banks of the Flint River and Lake Seminole is located nearby. The population of Bainbridge in 1994 was 11,099 while the population of Decatur County was 26,462. The chart below gives an indication of the population trend over the years.

           ----------------------------------------------------

                                   POPULATION
           ----------------------------------------------------

                                         City           County
           ----------------------------------------------------

                 1950                   7,562           23,620
                 1960                  12,714           25,203
                 1970                  10,887           22,310
                 1980                  10,553           25,495
                 1990                  10,712           25,511
                 1994                  11,099           26,462
           ----------------------------------------------------

The per capita income has continued to increase in the county from 1970 through 1992. The chart below shows this information.

           ----------------------------------------------------

                                PER CAPITA INCOME
           ----------------------------------------------------

                                       County          Georgia
           ----------------------------------------------------

                 1970                  $2,313           $3,373
                 1980                   6,123            8,353
                 1985                   9,362           12,864
                 1986                  10,210           13,798
                 1988                  11,824           15,485
                 1990                  13,446           17,121
                 1992                  14,766           18,549
           ----------------------------------------------------

The largest employers in Decatur County are as follows.

1.    Amoco Fabrics Company
2.    Amoco Fibers
3.    Engle Hard Corporation
4.    Elberta Crate and Box Company

There are several other large industries in adjacent Grady County which would be Ithacha Industries, Tarington Company, W.B. Roddenbery Company and Wight Nurseries, Inc. The Bainbridge economy enjoyed a period of unprecedented expansion during the 1980's. Low labor costs and lack of unions have helped attract and keep business in the area. Local manufacturers have demonstrated their continued commitment to Bainbridge as ten companies have expanded their facilities in the area creating 800 jobs over the past five years. There are two industrial parks in Bainbridge covering 3,200 acres, where 50 corporate plants produce food, textiles, chemical products, paper, rubber, plastics, metal and machinery.

Bainbridge is Georgia's premier inland port city. The Georgia State Docks and Barge Terminal in Bainbridge is a major shipping port for goods destined for the Gulf of Mexico. This facility is located on the Flint River.

The tourist and sport fishing industry has also been exhibiting vigorous and consistent revenue growth over the past decade with especially strong growth over the past few years. Over 4 million visitors annually are attracted to the area's moderate year-round climate and comfortable surroundings. Natural amenities include 37,500 unspoiled acres of fishing, hunting and water sports on Lake Seminole.

The economy of Bainbridge has maintained its stability over the years and is expected to continue in the future. The continued expansion in the Bainbridge economy coupled with an active tourist trade assure the continued strength of the economic foundation of Bainbridge.

The subject property is located in Decatur County and the unemployment rate was
8.7 percent in 1994. The unemployment rate statewide for the same year was 5.2 percent.

Neighborhood and Site

The neighborhood is located along East Shotwell Street which is also US Highway #84. The downtown area of Bainbridge is located to the west of subject neighborhood and the city limit line or county road is located east of the neighborhood. The direction of growth for the City of Bainbridge has been to the east and to the southwest. The reason for this is because of the Flint River which runs in a southwest/northeast direction. There are several developments in the neighborhood which would include the Bainbridge Mall, the Bainbridge Memorial Hospital, Bainbridge Town Center, Market Square Shopping Center, Shotwell Plaza and West Building Materials. There are fast food restaurants are located along Shotwell Street and these include Taco Bell, Pizza Hut, Wendy's, McDonald's, Kentucky Fried Chicken and Golden Corral. Several convenience/self-service gasoline stations are located along East Shotwell Street as well as several automobile dealerships.

Physical features are as follows:


1.    Size                            14.12 acres or 615,067 square feet

2.    Identity                        1400 East Shotwell Street
                                      TMS #B63-1; #B63-1-2; #B63-2

3.    Shape                           Irregular

4.    Topography                      Generally level and on street grade with
                                      East Shotwell Street. The site has
                                      frontage along Wheat Street, Evans Street and South Boulevard.

5.    Accessability                   Good from either direction

6.    Utilities                       Municipal

Physical Description

Building features are as follows:


1.    Size (net)                      145,124 square feet

2.    Layout & Design                 1 story shopping mall

3.    Parking Spaces                  751
                                      5.18 per 1,000 square of net area

4.    Construction                    Masonry building with interior mall and
                                      built up roof

Market Position and Marketability Conclusions

Subject property is located along East Shotwell Street and the other competing shopping centers in Bainbridge are also located along East Shotwell Street or just off of this thoroughfare. A brief description of these shopping facilities is as follows.

1. Bainbridge Mall (Subject Property) - The major tenants in Bainbridge Mall are Belk-Simpson (40,800 square feet), Goody's (19,800 square feet), Bargaintown (15,000 square feet), Heileg-Meyers (21,000 square feet) and a vacant store with 10,500 square feet. The owners are negotiating with Sears Hardware as a tenant for this space at this time. The smaller tenants would include Pic-N-Pay shoes, Freidman's Jewelers, Peppermint Music-Post-Petitio, Dress for Less, Goodwyn Jewelers, Cato/Cato Plus, Bombay, Lee Nails, Mane Tamer, Radio Shack, Athletic Attic, Spotlight Cinemas, Bainbridge National Bank ATM and Impulse, Inc. The vacancy rate is 9.37 percent.

2. Bainbridge Town Center - This center has K-Mart, Food Lion and Revco Drugs as the major tenants. Other tenants include Video Superstore, Old Mexico restaurant, Ninety- 9 Cents store, Haircutters and Tans, New China Chinese Food, One Price $7, Shoe City and Its Fashion. There are two vacant shops in this center at this time as the vacancy rate is 2 percent. The rental rates range from $6.00 to $8.00 per square foot.

3. Market Square - The major tenant in this center is Marketplace Winn-Dixie with other tenants being Upton's Fashions, Movie Gallery, Renter's Choice, Yogurt Shop, Financial Services and K&K Beauty Supply. There are three vacant shops in this center at this time and the vacancy rate is 6.5 percent. The rental rates range from $6.50 to $7.00 per square foot.

4. Bainbridge Crossing Shopping Center - The major tenants in this center are Big "B" Drugs and Family Dollar. This center is 100 percent occupied at this time. The rental rates range from $6.25 to $7.50 per square foot.

5. Scott Street Plaza - This is an older center that was built in 1975. There are no anchor tenants in this center. Tenants include Fleet Finance, Flowers by Cooper and Ceborn Printing. The rental rates range from $3.00 to $3.50 per square foot.

6. Shotwell Square - The major tenant in this center is Harvey's Supermarket which contains 22,197 square feet. The total size of the center is 42,037 square feet and there are no vacancies. Other tenants include Goodwill Industries (6,600 square feet), Turner Rental (3,000 square feet), Turner Finance Company (1,600 square feet) and Dollar General (8,640 square feet).

The subject property is currently experiencing a high occupancy rate at 90.6 percent. If the owners are successful in securing a tenant for the vacant space with Sears Hardware, the occupancy rate will be 97.87 percent. The rental rates for the anchor tenants are Heileg-Meyers - $1.91 per square foot, Bargaintown - $1.00 per square foot, Goody's - $2.27 per square foot and Belk-Simpson -$1.50 per square foot. The rental rates for the shop space range from $3.00 to $15.00 per square foot. Several of the leases in subject property are nearing the expiration and it is possible that some of these leases can be increased in the next twelve to eighteen months.

Trends

The subject property is located on a major traffic artery in Bainbridge, Georgia. Several other shopping facilities are located on East Shotwell Street with subject property. The market appears to be stable at this time and there are no other shopping centers that are planned for the area. The neighborhood is stable at this time and it is thought that the stability will be maintained in the future.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

================================================================================

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                       SUBJECT                   COMPARABLE 1            COMPARABLE 2
                                       -------                   ------------            ------------
1. Identification
   a. Name                   Bainbridge Mall               Bainbridge Town Center   Market Square
                             ---------------------------   ----------------------   --------------------

   b. Street                 1400 East Shotwell St.        N/S East Shotwell St.    N/S East Shotwell St.
                             ---------------------------   ----------------------   --------------------
   c. City                   Bainbridge, GA                Bainbridge, GA           Bainbridge, GA
                             ---------------------------   ----------------------   --------------------
   d. Distance from          N/A                           2 Blocks                 2 Blocks
      subject
                             ---------------------------   ----------------------   --------------------
   e. Contact                Edens Avant, Inc.             American Star Dev.       The Gates Company
                             ---------------------------   ----------------------   --------------------
   f. Phone                  803-779-4420                  (205) 277-1000           (404) 324-6464
                             ---------------------------   ----------------------   --------------------
2. Attributes
   a. Year built             1972-73                       1990                     1989
                             ---------------------------   ----------------------   --------------------
   b. Net sq. Ft.            145,124                       132,500                  52,325
                             ---------------------------   ----------------------   --------------------
   c. # building             1                             1                        1
                             ---------------------------   ----------------------   --------------------
   d. # stories              1                             1                        1
                             ---------------------------   ----------------------   --------------------
   e. Avg. Floor plate size
      (sq. Ft.), if office   N/A                           N/A                      N/A
                             ---------------------------   ----------------------   --------------------
   f. # elevators            N/A                           N/A                      N/A
                             ---------------------------   ----------------------   --------------------
   g. Parking                Adequate                      Adequate                 Adequate
                             ---------------------------   ----------------------   --------------------
   h. Construction Type      Brick/Concrete Block          Brick/Concrete Block     Brick/Concrete Block
                             ---------------------------   ----------------------   --------------------
   i. Vacancy %              9.37%                         2.0%                     6.50%
                             ---------------------------   ----------------------   --------------------
   j. Anchors, if Retail     Belk-Simpson, Goody's,        Food Lion, K-Mart,
                             Heileg-Meyer, Bargain Towne   Revco                    Winn-Dixie
                             ---------------------------   ----------------------   --------------------

                                   COMPARABLE 3           COMPARABLE 4
                                   ------------           ------------
1. Identification
   a. Name                   Bainbridge Crossing    South Street Plaza
                             --------------------   --------------------
                             NEC of East Shotwell
   b. Street                 St. and Russ Street    E/S Scott Street
                             --------------------   --------------------
   c. City                   Bainbridge, GA         Bainbridge, GA
                             --------------------   --------------------
   d. Distance from          4 Blocks               6 Blocks
      subject
                             --------------------   --------------------
   e. Contact                The Gates Company      Harold Lambert
                             --------------------   --------------------
   f. Phone                  (404) 324-6464         (912) 246-5694
                             --------------------   --------------------
2. Attributes
   a. Year built             1986                   1975
                             --------------------   --------------------
   b. Net sq. Ft.            18,100                 35,000
                             --------------------   --------------------
   c. # building             1                      1
                             --------------------   --------------------
   d. # stories              1                      1
                             --------------------   --------------------
   e. Avg. Floor plate size
      (sq. Ft.), if office   N/A                    N/A
                             --------------------   --------------------
   f. # elevators            N/A                    N/A
                             --------------------   --------------------
   g. Parking                Adequate               Adequate
                             --------------------   --------------------
   h. Construction Type      Brick/Concrete Block   Brick/Concrete Block
                             --------------------   --------------------
   i. Vacancy %              0%                     4.21%
                             --------------------   --------------------
   j. Anchors, if Retail     Big "B" Drugs,
                             Family Dollar          Local shops
                             --------------------   --------------------

Comments: These comparables are located in subject neighborhood. Subject property is a mall, but this is the only mall in the City of Bainbridge. These comparables are community and neighborhood shopping centers. The rental rates of subject are primarily in the range of these comparables. The lowest rental rate of subject is at the range of Comparable #4 while the highest rental rate is at the upper limit for the market area.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

================================================================================

B.  RENTAL INFORMATION

                                      SUBJECT       COMPARABLE 1         COMPARABLE 2         COMPARABLE 3        COMPARABLE 4
                                      -------       ------------         ------------         ------------        ------------
1.  Asking Rental Rate
    a. Anchor Space            $1.00 - $2.27        $4.60 - $6.00        N/A                  N/A                 N/A
                               ------------------   ------------------   ------------------   ------------------  ------------------
    b. Shop Space              $3.00 - $15.00       $6.00 - $8.00        $6.50 - 47.00        $6.50 - $7.00       $3.00 - $3.50
                               ------------------   ------------------   ------------------   ------------------  ------------------
2.  Lease Type (Gross/Net)     Triple Net           Triple Net           Triple Net           Triple Net          Triple Net
                               ------------------   ------------------   ------------------   ------------------  ------------------
3.  Rent Concessions           None                 None                 None                 None                None
                               ------------------   ------------------   ------------------   ------------------  ------------------
4.  Effective Rent             $3.00 - $15.00       $6.00 - $8.00        $6.50 - $7.00        $6.25 - $7.50       $3.00 - $3.50
                               ------------------   ------------------   ------------------   ------------------  ------------------
5.  TI Allowance               None                 None                 None                 None                None
                               ------------------   ------------------   ------------------   ------------------  ------------------
6.  Expense Stop               None                 None                 None                 None                None
                               ------------------   ------------------   ------------------   ------------------  ------------------
7.  Length of Lease Term       3 - 5 years (shop)   3 - 5 years (shop)   3 - 5 years (shop)   3 - 5 years (shop)  3 - 5 years (shop)
                               ------------------   ------------------   ------------------   ------------------  ------------------
8.  Commissions                5.00% to 7.00%       5.00% to 7.00%       5.00% - 7.00%        5.00% to 7.00%      5.00% to 7.00%
                               ------------------   ------------------   ------------------   ------------------  ------------------
9.  Percentage Rent                                 Food Lion, K-Mart,                        Big "B" Drugs,
    (per lease terms)          Most tenants         Revco                Winn Dixie           Family Dollar       None
                               ------------------   ------------------   ------------------   ------------------  ------------------
10. Historical Annual
    Absorption/sq.ft.          N/A                  N/A                  N/A                  N/A                 N/A
                               ------------------   ------------------   ------------------   ------------------  ------------------
11. Annual Operating Expense
    psf (Including taxes)      N/A                  N/A                  N/A                  N/A                 N/A
                               ------------------   ------------------   ------------------   ------------------  ------------------
C.  RANK RELATIVE
     TO SUBJECT

    (inferior,
     similar, superior)        N/A                  Similar              Similar              Similar             Similar
                               ------------------   ------------------   ------------------   ------------------  ------------------

D. EXPLAIN RANKING/COMMENTS: These comparable properties have been rated as similar to subject. The location of these comparables is in the same neighborhood as subject property. Comparable #4 has rental rates at the lower end of the range and does not have any anchor tenants. However, this center is operating at a high occupancy level at this time. Overall the comparables and subject property are operating at high occupancy levels.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================

                                [GRAPHIC OMITTED]

Name:                Bainbridge Town Center
Location:            N/S East Shotwell Street
                     Bainbridge, GA
Year Built:          1990
Total Size:          132,500 SF
Vacant Space:        2,860 Sf
Vacancy Rate:        2.00%
Rental Range:        $6.00 - $8.00 per square foot
Tenant Expenses:     Triple Net

Remarks: Major tenants are Food Lion, K-Mart and Revco Drugs. The center has been well-maintained and is experiencing a high occupancy rate.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]

Name:                Market Square
Location:            N/S East Shotwell Street
                     Bainbridge, GA
Year Built:          1989
Total Size:          52,325 SF
Vacant Space:        3,400 SF
Vacancy Rate:        6.50%
Rental Range:        $6.50 - $7.00 per square foot
Tenant Expenses:     Triple Net

Remarks: This is an older center that was renovated. Winn-Dixie is the major tenant with a Marketplace store.

Comparable Rental No. 3
================================================================================


                               [GRAPHIC OMITTED]

Name:                Bainbridge Crossing Shopping Center
Location:            301-307 Scott Street
                     Bainbridge, GA
Year Built:          1986
Total Size:          18,100 SF
Vacant Space:        None
Vacancy Rate:        0%
Rental Range:        $6.25 - $7.50 per square foot
Tenant Expenses:     Triple Net

Remarks:             Major tenants include Big "B" Drugs and Family Dollar.

Comparable Rental No. 4
================================================================================

                               [GRAPHIC OMITTED]

Name:                Scott Street Plaza
Location:            E/S Scott Street
                     Bainbridge, GA
Year Built:          1975
Total Size:          35,000 SF
Vacant Space:        None
Vacancy Rate:        0%
Local Rent Range:    $3.00 - $3.50 per square foot
Tenant Expenses:     Triple Net

Remarks: One-story brick veneer center. Tenants include Fleet Finance, Flowers by Cooper and Ceborn Printing.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLES
================================================================================

                                           SUBJECT           COMPARABLE 1           COMPARABLE 2
                                           -------           ------------           ------------
1. Identification
   a. Name                        Bainbridge Mall          Barnwell Plaza         Triangle Village
                                  ----------------------   --------------------   -------------------
                                                                                  Sunset Blvd. & Lake
   b. Street Address              1400 East Shotwell St.   1019 Dunbarton Blvd.   Dr.
                                  ----------------------   --------------------   -------------------
   c. City                        Bainbridge, GA           Barnwell, SC           Lexington, SC
                                  ----------------------   --------------------   -------------------
   d. Distance from Subject       N/A                      175 miles              125 miles
                                  ----------------------   --------------------   -------------------
2. Attributes
   a. Year Built                  1972-73                  1985                   1985
                                  ----------------------   --------------------   -------------------
   b. Net sq. feet                145,124                  70,725                 115,754
                                  ----------------------   --------------------   -------------------
   c. # Buildings                 1                        1                      1
                                  ----------------------   --------------------   -------------------
   d. # of Stories                1                        1                      1
                                  ----------------------   --------------------   -------------------
   e. Vacancy %                   9.37%                    9.00%                  1.3%
                                  ----------------------   --------------------   -------------------
3. Sales Information
   a. Sales Price                 N/A                      $2,860,620             $4,489,380
                                  ----------------------   --------------------   -------------------
   b. Sales Price PSF             N/A                      $40.45                 $38.78
                                  ----------------------   --------------------   -------------------
   c. Date                        N/A                      01-01-95               01-31-95
                                  ----------------------   --------------------   -------------------
   d. NOI at time of Sale         N/A                      330,327                480,919
                                  ----------------------   --------------------   -------------------
   e. Cap. Rate                   N/A                      11.55%                 10.71%
                                  ----------------------   --------------------   -------------------
4. Rank Relative to Subject
   (inferior, similar, superior)  N/A                      Similar                Similar
                                  ----------------------   --------------------   -------------------

                                    COMPARABLE 3      COMPARABLE 4
                                    ------------      ------------
1. Identification
   a. Name                        Hampton Plaza     Cumberland Place
                                  ---------------   -----------------------
                                  2864 Wilma        209 New Swithville Hwy.
   b. Street Address              Randolph Blvd.
                                  ---------------   -----------------------
   c. City                        Clarksville, TN   McMinnville, TN
                                  ---------------   -----------------------
   d. Distance from Subject       435 miles         315 miles
                                  ---------------   -----------------------
2. Attributes
   a. Year Built                  1988              1988
                                  ---------------   -----------------------
   b. Net sq. feet                189,302           143,951
                                  ---------------   -----------------------
   c. # Buildings                 1                 1
                                  ---------------   -----------------------
   d. # of Stories                1                 1
                                  ---------------   -----------------------
   e. Vacancy %                   0%                4.3%
                                  ---------------   -----------------------
3. Sales Information
   a. Sales Price                 $6,150,000        $5,225,050
                                  ---------------   -----------------------
   b. Sales Price PSF             $23.24            $36.30
                                  ---------------   -----------------------
   c. Date                        12-26-95          12-26-95
                                  ---------------   -----------------------
   d. NOI at time of Sale         753,627           693,726
                                  ---------------   -----------------------
   e. Cap. Rate                   12.25%            13.28%
                                  ---------------   -----------------------
4. Rank Relative to Subject
   (inferior, similar, superior)  Similar           Similar
                                  ---------------   -----------------------

Explain Ranking/Comments: The comparable properties have been ranked as similar to subject. These sales had a Wal-Mart store as an occupant, but the Wal-Mart store has vacated these premises. However, Wal-Mart remains liable on the lease for a period ranging from eight to ten years. In some instances, replacement tenants have been obtained for the Wal-Mart store.

COMPARABLE IMPROVED SALES
-------------------------

Comparable Sale No. 1
================================================================================


                               [GRAPHIC OMITTED]

TMS                       072- 06- 04- 11, 20
NAME                      Barnwell Plaza
LOCATION                  1019 Dunbarton Boulevard, Barnwell, SC
GRANTOR                   1994 N1 SC Associates, LP
GRANTEE                   Tri Centers, LP
DEED REFERENCE            Book 282/Page 137
DATE                      Jan 31, 1995
SALES PRICE               $2,860,620
ADJUSTED SALES PRICE      $2,860,620
SIZE BUILDING             70,725
SALES PRICE PER S.F.      $40.45
SIZE LAND (ACRES)         11.28
SIZE LAND (S.F.)          491,357
YEAR BUILT                1985
LAND/BUILDING RATIO       6.95 To 1
UTILITIES                 All available
VERIFICATION              Appraiser
ZONING                    Commercial
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $399,045
GROSS INCOME MULTIPLE     7.17
EGIM                      7.17
NET OPERATING INCOME      $330,327
OVERALL RATE              11.55%
TYPE OF PURCHASER         Private Investor
COMMENTS:                 This is a good quality community shopping center
                          located in the town of Barnwell in Barnwell County
                          (pop. 20,000) in western South Carolina. Approximately
                          91% of the center was comprised of anchor space, including Wal-Mart (34,875 SF), Food Lion (21,000 SF) and Revco Drugs (8,450 SF). The income and expense data here is based on the center's actual performance at the time of sale, and include approximately $0.50
                          SF in overage rents from Wal-Mart and $0.10 SF in reserves.

(590)

Comparable Sale No. 2
================================================================================

                               [GRAPHIC OMITTED]

NAME                      Lexington Triangle Village
LOCATION                  U.S. 378 and North Lake Drive (SC #6), Lexington, SC
GRANTOR                   1994 N1 SC Associates
GRANTEE                   Tri Centers, LP
DEED REFERENCE            Book 3260, Page 199
DATE                      Jan 31, 1995
SALES PRICE               $4,489,380
ADJUSTED SALES PRICE      $4,489,380
SIZE BUILDING             115,754
SALES PRICE PER S.F.      $38.78
SIZE LAND (ACRES)         12.51
SIZE LAND (S.F.)          544,936
YEAR BUILT                1985
LAND/BUILDING RATIO       4.71 To 1
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $607,469
GROSS INCOME MULTIPLE     7.39
EGIM                      7.39
NET OPERATING INCOME      $480,919
OVERALL RATE              10.71%
TYPE OF PURCHASER         Private Investor
COMMENTS:                 This center is anchored by Wal-Mart (65,904 SF) and
                          Food Lion (25,000 SF) and there are 7 local shops totaling 24,850 SF (21.5 percent). At the time of sale, the center was 98.7 percent occupied with only
                          2,000 SF vacant. Wal-Mart has a base rent of $3.55 and the lease expires 11/05. Currently, Wal-Mart is paying about $0.50 per SF overage rent and Wal-Mart is expected to leave the center in the near future as no expansion room is available. The estimated cap rate excludes potential overage rent form Wal-Mart and only excludes income from the 2,000 SF vacant bay.
                          Projected expenses include $0.10 per SF reserves. The center is masonry with brick front and metal mansard canopy roof and in average condition. No outparcels were included with this sale.

(763)

Comparable Sale No. 3
================================================================================

                               [GRAPHIC OMITTED]

NAME                      Hampton Plaza
LOCATION                  2864 Wilma Rudolph Boulevard, Clarksville, TN
GRANTOR                   Aetna Life Insurance Company
GRANTEE                   Hampton II, LP
DEED REFERENCE            Book 580, Page 1793
DATE                      Dec 26, 1995
SALES PRICE               $6,150,000
ADJUSTED SALES PRICE      $6,150,000
SIZE BUILDING             189,302
SALES PRICE PER S.F.      $32.49
SIZE LAND (ACRES)         23.24
SIZE LAND (S.F.)          1,012,334
YEAR BUILT                1988
LAND/BUILDING RATIO       5.35 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    C-3, Shopping Center District
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $937,119
GROSS INCOME MULTIPLE     6.37
EGIM                      6.56
NET OPERATING INCOME      $753,627
OVERALL RATE              12.25%
TYPE OF PURCHASER         Private Investor
COMMENTS:                 This is a community shopping center with Wal-Mart as a
                          major tenant prior to a new Wal-Mart Superstore being built on the same block. While Wal-Mart remains liable for the lease, the store is vacant. The remainder of the center is occupied.

(759)

Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]

NAME                      Cumberland Place
LOCATION                  209 New Smithville Highway, McMinnville, TN
GRANTOR                   Aetna Life Insurance
GRANTEE                   Cumberland II, LP
DEED REFERENCE            Book 287, Page 204
DATE                      Dec 26, 1995
SALES PRICE               $5,225,050
ADJUSTED SALES PRICE      $5,225,050
SIZE BUILDING             143,951
SALES PRICE PER S.F.      $36.30
SIZE LAND (ACRES)         19.64
SIZE LAND (S.F.)          855,518
YEAR BUILT                1988
LAND/BUILDING RATIO       5.94 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    C-3, Highway Commercial District
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $875,830
GROSS INCOME MULTIPLE     5.79
EGIM                      5.97
NET OPERATING INCOME      $693,726
OVERALL RATE              13.28%
TYPE OF PURCHASER         Private Investor
COMMENTS:                 This is a community shopping center. Wal-Mart was the
                          major tenant and remains liable for the lease for the remaining term. A new Wal-Mart Superstore was built one block west of this property.

(762)

      ADDENDA

      o  Decatur County Demographics
      o  Comparables Rental Map
      o  Comparables Sales Map
      o  Building Layout
      o  Rent Roll
      o  Photographs of Subject

USA COUNTIES 1996
Geographic Area: Decatur, GA (13087)
Table: GENERAL PROFILE
--------------------------------------------------------------------------------

POPULATION AND HOUSING (Bureau of the Census)
   Total resident population:
     1995  .........................................................      26,390
       Percent 65 years and over ...................................        12.9
     1990  .........................................................      25,517
     1980  .........................................................      25,495
   Occupied housing units, 1990  ...................................       8,962
     Percent owner occupied ........................................        72.0
BIRTHS AND DEATHS (National Center for Health Statistics)
   Births, 1993 ....................................................         428
     Per 1,000 resident population .................................        16.4
     Percent to mothers under 20 years of age ......................        27.6
   Deaths, 1993 ....................................................         282
     Per 1,000 resident population .................................        10.8
   Infant deaths per 1,000 live births, 1993  ......................         9.3
EDUCATION (Bureau of the Census)
   Persons 25 years and over, 1990  ................................      15,358
     Percent high school graduates .................................        59.8
     Percent college graduates .....................................        11.7
LABOR FORCE (Bureau of Labor Statistics)
   Civilian labor force, 1994  .....................................      11,282
     Percent unemployed ............................................         8.7
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
   Total establishments, 1993  .....................................         582
     Percent retail trade ..........................................        34.5
     Percent services ..............................................        26.3
   Paid employees, 1993 (pay period including March 12) ............       7,551
   Annual payroll, 1993 ($1,000)  ..................................     134,391
PERSONAL INCOME (Bureau of Economic Analysis)
   Total personal income, 1993 ($1,000)  ...........................     398,177
     Per capita (dollars) ..........................................      15,299
AGRICULTURE (Bureau of the Census)
   Number of farms, 1992 ...........................................         342
     Land in farms as percent of total land ........................          44
RETAIL TRADE (Bureau of the Census)
   Retail sales, 1992 ($1,000)  ....................................     152,022
     Per capita (dollars) ..........................................       5,879
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
   Number of offices, June 30, 1994  ...............................           7
     Total deposits ($1,000)  ......................................     154,405
SOCIAL PROGRAMS (Social Security Administration)
   Total Social Security recipients, December 1993  ................       4,935
     Retired workers ...............................................       2,665
   Supplementary Security Income recipients, December 1994  ........       1,424
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
   Total direct expenditures or obligations per capita:
     1994 (dollars) ................................................       3,732
     1990 (dollars) ................................................       2,813

--------------------------------------------------------------------------------

(NA) Not available. (D) Avoid disclosure of confidential information.
(X) Not applicable. (S) Does not meet publication standards.
(Z)  Value > 0 but < half unit of measure shown.
NOTE: 0 data may indicate geographic/data footnotes.

Source: U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

                               ------------------
                               Comparable Rentals
                               ------------------

                                   BAINBRIDGE

                               [GRAPHIC OMITTED]

                               ------------------
                               Improved Sales Map
                               ------------------

                               [GRAPHIC OMITTED]

                                   ---------
                                   Site Plan
                                   ---------

                               [GRAPHIC OMITTED]

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  BAINBRIDGE MALL
           1400 EAST SHOTWELL STREET
           BAINBRIDGE, GA 31717
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
BELK-SIMPSON #269
BELK-SIMPSON CO. OF BAINBRIDG     696-160 40,800             08/23/73    08/22/98        1.50      09/01/95  61,200.00
                                                                                         0.00                     0.00
                                                                                         0.00                     0.00
                                                                                         0.00                     0.00

------------------------------------------------------------------------------------------------------------------------
Available
                                  696-170 10,500                                         0.00                     0.00

------------------------------------------------------------------------------------------------------------------------
BAINBRIDGE NATIONAL BANK ATM
BAINBRIDGE NATIONAL BANK          696-180    400             06/01/94    05/31/97       15.00      06/01/94   6,000.00

------------------------------------------------------------------------------------------------------------------------
SPOTLIGHT CINEMAS, INC.
                                  696-190  5,746             12/01/96    11/30/99        3.50      12/01/96  20,100.24
                                                                                         0.00                     0.00

------------------------------------------------------------------------------------------------------------------------
IMPULSE, INC.
F/K/A FUNFAIRE                    696-200      0     K       02/01/97    02/28/97        0.00      08/01/93   2,400.00
                                                                                         0.00      02/01/97   1,800.00
------------------------------------------------------------------------------------------------------------------------
                  Square Feet:  Occupied..  131,528                              Current Annual Base Rent   382,070.28
                                Available..  13,596
                                Total...... 145,124

-------------------------------------------------------------------------------------------------------
                                            REIMBURSEMENTS                          RENEWAL OPTIONS
                                 Tax   Base    Ins    Base     CAM   Base                          per
Tenant Name                      Recov Year   Recov   Year    Recov  Year      Begin       End    SF/YR
-------------------------------------------------------------------------------------------------------
BELK-SIMPSON #269
BELK-SIMPSON CO. OF BAINBRIDG    PRS   1976    None      0     Fixed    0   08/23/93   08/22/98   1.50
                                                                            08/23/98   08/22/03   1.50
                                                                            08/23/03   08/22/08   1.50
                                                                            08/23/08   08/22/13   1.50

-------------------------------------------------------------------------------------------------------
Available
                                          0              0              0                         0.00

-------------------------------------------------------------------------------------------------------
BAINBRIDGE NATIONAL BANK ATM
BAINBRIDGE NATIONAL BANK         Full     0    None      0     None     0                         0.00

-------------------------------------------------------------------------------------------------------
SPOTLIGHT CINEMAS, INC.
                                 Full     0    Full      0     Full     0   12/01/99   11/30/02   0.00
                                                                                                  0.00

-------------------------------------------------------------------------------------------------------
IMPULSE, INC.
F/K/A FUNFAIRE                   None     0    None      0     None     0                         0.00
                                                                                                  0.00
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                                       PERCENT RENT
                                       Pcnt of   Amount  Nat
Tenant Name                      Typ               Over  Brk
-------------------------------------------------------------
BELK-SIMPSON #269
BELK-SIMPSON CO. OF BAINBRIDG         2.50  2,448,000    Y
                                      2.50          0    Y
                                      2.50          0    Y
                                      2.50          0    Y

-------------------------------------------------------------
Available
                                      0.00          0

-------------------------------------------------------------
BAINBRIDGE NATIONAL BANK ATM
BAINBRIDGE NATIONAL BANK              0.00          0

-------------------------------------------------------------
SPOTLIGHT CINEMAS, INC.
                                      0.00          0
                                      0.00          0

-------------------------------------------------------------
IMPULSE, INC.
F/K/A FUNFAIRE                        0.40      9,600
                                      0.40          0
-------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  BAINBRIDGE MALL
           1400 EAST SHOTWELL STREET
           BAINBRIDGE, GA 31717
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
--------------------------------------------------------------------------------------------------------------------------
GODWIN JEWELERS
MONROE D. GODWIN                  696- 80  3,800             08/16/88    08/15/98        3.00      09/01/73  11,400.00
                                                                                         0.00                     0.00

--------------------------------------------------------------------------------------------------------------------------
CATO/CATO PLUS #884
THE CATO CORPORATION              696- 90  6,860             03/01/94    01/31/99        7.35      05/01/94  50,421.00
                                                                                         0.00                     0.00
                                                                                         0.00                     0.00

--------------------------------------------------------------------------------------------------------------------------
BOMBAY
NANEKH LAKHWANI                   696-100  1,346             02/01/97    01/31/99        8.61      02/01/95  11,589.12

--------------------------------------------------------------------------------------------------------------------------
LEE NAILS
LEN PHAM                          696-110  1,058             11/18/94    11/30/97        7.17      12/01/94   7,590.48

--------------------------------------------------------------------------------------------------------------------------
MANE TAMER
KATRINE WARD                      696-120    620             04/05/94    03/31/99        4.10      05/01/94   2,541.96

--------------------------------------------------------------------------------------------------------------------------
Available
                                  696-130    916                                         0.00                     0.00

--------------------------------------------------------------------------------------------------------------------------
RADIO SHACK #01-9688
TANDY CORPORATION                 696-140  2,698             06/15/91    06/30/00        7.50      07/01/91  20,227.56

--------------------------------------------------------------------------------------------------------------------------
ATHLETIC ATTIC
T.L. SPORTS INC.                  696-150  2,000             10/01/94    09/30/97        4.75      10/01/94   9,500.04
                                                                                         0.00                     0.00
                                                                                         0.00                     0.00
--------------------------------------------------------------------------------------------------------------------------
Available
                                  696-155  2,180                                         0.00                     0.00

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                             REIMBURSEMENTS                          RENEWAL OPTIONS
                                  Tax   Base    Ins    Base     CAM   Base                          per
Tenant Name                      Recov  Year   Recov   Year    Recov  Year      Begin       End    SF/YR
--------------------------------------------------------------------------------------------------------
GODWIN JEWELERS
MONROE D. GODWIN                  PRS   1975    None      0     Fixed     0  08/16/98   08/15/01   3.00
                                                                                                   0.00

--------------------------------------------------------------------------------------------------------
CATO/CATO PLUS #884
THE CATO CORPORATION              Fixed    0    Fixed     0     Fixed     0  02/01/99   01/31/04   7.85
                                                                             02/01/04   01/31/09   8.35
                                                                                                   0.00

--------------------------------------------------------------------------------------------------------
BOMBAY
NANEKH LAKHWANI                   Full     0    Full      0     Full      0                        0.00

--------------------------------------------------------------------------------------------------------
LEE NAILS
LEN PHAM                          Fixed    0    Full      0     Fixed     0                        0.00

--------------------------------------------------------------------------------------------------------
MANE TAMER
KATRINE WARD                      Fixed    0    Fixed     0     Fixed     0                        0.00

--------------------------------------------------------------------------------------------------------
Available
                                           0              0               0                        0.00

--------------------------------------------------------------------------------------------------------
RADIO SHACK #01-9688
TANDY CORPORATION                 Full     0    Full      0     Full      0                        0.00

--------------------------------------------------------------------------------------------------------
ATHLETIC ATTIC
T.L. SPORTS INC.                  Fixed    0    Fixed     0     Fixed     0  10/01/97   09/30/00   5.25
                                                                             10/01/00   09/30/04   5.75
                                                                                                   0.00
--------------------------------------------------------------------------------------------------------
Available
                                           0              0               0                        0.00

--------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                                       PERCENT RENT
                                       Pcnt of   Amount  Nat
Tenant Name                      Typ               Over  Brk
------------------------------------------------------------
GODWIN JEWELERS
MONROE D. GODWIN                      5.00  228,000
                                      0.00        0

-------------------------------------------------------------
CATO/CATO PLUS #884
THE CATO CORPORATION                  4.00        0
                                      4.00        0
                                      4.00        0

-------------------------------------------------------------
BOMBAY
NANEKH LAKHWANI                       5.00  231,780

-------------------------------------------------------------
LEE NAILS
LEN PHAM                              6.00  126,500      Y

-------------------------------------------------------------
MANE TAMER
KATRINE WARD                          6.00  100,000

-------------------------------------------------------------
Available
                                      0.00        0

-------------------------------------------------------------
RADIO SHACK #01-9688
TANDY CORPORATION                     3.00  674,300      Y

-------------------------------------------------------------
ATHLETIC ATTIC
T.L. SPORTS INC.                      4.00  237,500      Y
                                      4.00        0      Y
                                      4.00        0      Y
-------------------------------------------------------------
Available
                                      0.00        0
-------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  BAINBRIDGE MALL
           1400 EAST SHOTWELL STREET
           BAINBRIDGE, GA 31717
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
HEILIG-MEYERS FURNITURE
HEILIG-MEYERS FURNITURE COMPA     696- 10 21,000             10/01/92    09/30/02        1.74      10/01/92  36,499.92
                                                                                         0.00                     0.00
                                                                                         1.91      10/01/97  40,149.96

------------------------------------------------------------------------------------------------------------------------
BARGAIN TOWN
VARIETY WHOLESALERS INC.          696- 20 15,000             02/01/95    01/31/98        1.00      02/01/95  15,000.00

------------------------------------------------------------------------------------------------------------------------
GOODY'S FAMILY CLOTHING INC.
GOODY'S FAMILY CLOTHING INC.      696- 30 19,800             11/11/92    01/31/98        2.27      02/01/94  45,000.00
                                                                                         0.00                     0.00
                                                                                         0.00                     0.00

------------------------------------------------------------------------------------------------------------------------
PIC 'N PAY STORES, INC. #212
PIC 'N PAY STORES INC.            696- 40  4,000             07/01/93    06/30/99        4.00      07/01/93  15,999.96
                                                                                         0.00                     0.00
                                                                                         4.50      07/01/96  18,000.00

------------------------------------------------------------------------------------------------------------------------
FRIEDMAN'S JEWELERS #89
FRIEDMAN'S GEORGIA INC.           696- 50  2,000             08/27/86    12/31/97       14.00      09/01/86  27,999.96

------------------------------------------------------------------------------------------------------------------------
PEPPERMINT MUSIC-POST-PETITIO
KWC MANAGEMENT CORPORATION, L     696- 60  2,000             06/29/95    06/30/00       12.00      12/01/95  24,000.00
                                                                                         0.00                     0.00
                                                                                        14.00      07/01/97  27,999.96

------------------------------------------------------------------------------------------------------------------------
DRESS FOR LESS
KENWIN SHOPS OF GEORGIA INC.      696- 70  2,400             03/01/96    02/28/98        5.50      03/01/94  13,200.00
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                             REIMBURSEMENTS                          RENEWAL OPTIONS
                                  Tax   Base    Ins    Base     CAM   Base                          per
Tenant Name                      Recov  Year   Recov   Year    Recov  Year      Begin       End    SF/YR
--------------------------------------------------------------------------------------------------------
HEILIG-MEYERS FURNITURE
HEILIG-MEYERS FURNITURE COMPA     None     0    None      0     Fixed    0   10/01/02   09/30/07    2.50
                                                                             10/01/07   09/30/12    3.00
                                                                                                    0.00

--------------------------------------------------------------------------------------------------------
BARGAIN TOWN
VARIETY WHOLESALERS INC.          None     0    None      0     None     0   02/01/98   01/31/01    1.00

--------------------------------------------------------------------------------------------------------
GOODY'S FAMILY CLOTHING INC.
GOODY'S FAMILY CLOTHING INC.      None     0    None      0     None     0   02/01/98   01/31/03    5.00
                                                                             02/01/03   01/31/08    5.50
                                                                             02/01/08   01/31/13    6.00

--------------------------------------------------------------------------------------------------------
PIC 'N PAY STORES, INC. #212
PIC 'N PAY STORES INC.            Full     0    Full      0     Full     0   07/01/96   06/30/99    4.50
                                                                                                    0.00
                                                                                                    0.00

--------------------------------------------------------------------------------------------------------
FRIEDMAN'S JEWELERS #89
FRIEDMAN'S GEORGIA INC.           Full     0    Full      0     Full     0                          0.00

--------------------------------------------------------------------------------------------------------
PEPPERMINT MUSIC-POST-PETITIO
KWC MANAGEMENT CORPORATION, L     Full     0    Full      0     Full     0   07/01/00   06/30/03   16.00
                                                                                                    0.00
                                                                                                    0.00

--------------------------------------------------------------------------------------------------------
DRESS FOR LESS
KENWIN SHOPS OF GEORGIA INC.      Full     0    Full      0     Full     0                          0.00
--------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
                                       PERCENT RENT
                                       Pcnt of   Amount  Nat
Tenant Name                      Typ               Over  Brk
------------------------------------------------------------
HEILIG-MEYERS FURNITURE
HEILIG-MEYERS FURNITURE COMPA         0.00          0
                                      0.00          0
                                      0.00          0

-------------------------------------------------------------
BARGAIN TOWN
VARIETY WHOLESALERS INC.              3.50    428,571

-------------------------------------------------------------
GOODY'S FAMILY CLOTHING INC.
GOODY'S FAMILY CLOTHING INC.          3.00  1,500,000
                                      3.00          0
                                      3.00          0

-------------------------------------------------------------
PIC 'N PAY STORES, INC. #212
PIC 'N PAY STORES INC.                3.00    533,300    Y
                                      3.00          0    Y
                                      3.00    600,000    Y

-------------------------------------------------------------
FRIEDMAN'S JEWELERS #89
FRIEDMAN'S GEORGIA INC.               5.00    560,000

-------------------------------------------------------------
PEPPERMINT MUSIC-POST-PETITIO
KWC MANAGEMENT CORPORATION, L         6.00    400,000    Y
                                      6.00          0    Y
                                      6.00    466,700    Y

-------------------------------------------------------------
DRESS FOR LESS
KENWIN SHOPS OF GEORGIA INC.          6.00    220,000    Y
-------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY
-------------------------------

                               [GRAPHIC OMITTED]

Shotwell Street Looking West


                               [GRAPHIC OMITTED]

Shotwell Street Looking East

                               [GRAPHIC OMITTED]

Boulevard Drive Looking North


                               [GRAPHIC OMITTED]

Boulevard Drive Looking South

                               [GRAPHIC OMITTED]

Evans Street Looking East

                               [GRAPHIC OMITTED]

Evans Street Looking West

                               [GRAPHIC OMITTED]

Wheat Avenue Looking North

                               [GRAPHIC OMITTED]

Wheat Avenue Looking South

                               [GRAPHIC OMITTED]

Subject Front View Looking From Inside Of Parking Lot


                               [GRAPHIC OMITTED]

Subject Front View Looking From Inside Of Parking Lot

                               [GRAPHIC OMITTED]

Subject Front View Looking From Inside Of Parking Lot


                               [GRAPHIC OMITTED]

Subject Front View Looking From Inside Of Parking Lot

                               [GRAPHIC OMITTED]

Subject Front View Looking From Inside Of Parking Lot


                               [GRAPHIC OMITTED]

Subject Front And Side Of The Belk's Side

                               [GRAPHIC OMITTED]

Subject Rear And Side Of The Heilig Myers Side


                               [GRAPHIC OMITTED]

Subject Rear View Looking From Evans Street

                               [GRAPHIC OMITTED]

Subject Rear View Looking From Evans Street


                               [GRAPHIC OMITTED]

Subject Rear View Looking From Evans Street

                               [GRAPHIC OMITTED]

Subject Rear View Looking From Evans Street


                               [GRAPHIC OMITTED]

Subject Entrance From Boulevard Drive

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                Market Study of:

                                 EDISTO VILLAGE

                              398 Riverside Drive
                 Orangeburg, Orangeburg County, South Carolina

                                  Prepared by:

                             O. Marshall Dodds, MAI

                             Date of Market Study:

                                  May 14, 1997

                   [Letterhead of O. Marshall Dodds Co., Inc.]

                                                      May 14, 1997

Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re:  Market Study
     Edisto Village
     398 Riverside Drive
     Orangeburg, Orangeburg County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 14, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The subject property consists of a neighborhood shopping center that contains 108,668 square feet of leasable area. The center was constructed in 1972, but was renovated in 1994. The Bi-Lo Store was expanded in 1994. The anchor tenants are Bi-Lo, Maxway, Badcock Furniture, Revco Drugs and Family Dollar. The center is currently 98.16 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary.

                                                 Respectfully submitted,

                                                 O. MARSHALL DODDS COMPANY, INC.


                                                 /s/ O. Marshall Dodds, MAI
                                                 -------------------------------
                                                 O. Marshall Dodds, MAI
                                                 State Certified General
                                                 Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

Regional Perspective

Orangeburg and Orangeburg County are located in central part of the State. Columbia is located approximately 42 miles to the north and Charleston is located approximately 70 miles to the southeast. Orangeburg County is a rich region in agriculture, and first in the production of corn, soybeans, oats, wheat, dairy products, swine and second in beef cattle. Other farming enterprises of significance are forest products, fresh vegetables, poultry, peaches, hay and pasture, watermelons and cantaloupes. The population within the Orangeburg city limits was 13,739 and the county population was 87,800 in 1994. The metropolitan Orangeburg area had approximately 45,000 people as of 1994. The largest employer in Orangeburg was American Yard Products-tillers, tractors with 2,000 employees. Amber Industries which manufactures boy's coats and pants had 783 employees while American Koyo Bearing Manufacturing Company, which manufactures ball and roller bearings had 610 employees. Orangeburg has a sound economic base and has experienced a modest amount of growth through the years. The number of manufacturing facilities in the county has increased from 1970 to 1997.

The unemployment rate for Orangeburg County as of March, 1997 was 8.4 percent while the statewide rate was 5.5 percent.

Neighborhood and Site

The subject neighborhood is located in the southwest section of the City of Orangeburg and at the intersection of John C. Calhoun Drive and Glover Street. The Edisto Village Shopping Center is the predominant development in this section of the city. There are other commercial developments along John C. Calhoun Drive such as the Holiday Inn, fast food restaurants and branch offices for banks. The Edisto Gardens are also located in the subject neighborhood. The downtown area of Orangeburg is located approximately 1/2 mile to the northeast. Most of the shopping facilities have relocated and are located along Chestnut Street and North Road. The neighborhood is practically fully developed with older single family dwellings located throughout the city limits. There are several subdivisions that have been developed to the west and outside of the city limits along U.S. Highway #301-601.

Physical features are as follows:

1.  Size                            10.739 acres or 467,791 SF

2.  Identity                        398 Riverside Drive

3.  Shape                           Irregular

4.  Topography                      Generally level, but slopes slight upward
                                    from Riverside Dr.

5.  Accessability                   Good

6.  Utilities                       Municipal

Physical Description

Building features are as follows:

1.  Size (net)                     108,668 SF

2.  Layout & Design                One story - food store - drug store -
                                   furniture store - variety store - ten shops

3.  Parking Spaces                 523
                                   4.81 spaces per 1,000 square feet of net area

4.  Construction                   Brick and glass front with concrete block on
                                   side and rear and metal seam roof.

Market Position and Marketability Conclusions

The subject property is located in the western section of the City of Orangeburg along the city limits line. There are older single family dwellings located throughout the neighborhood with commercial properties being located along John
C. Calhoun Drive. Several single family residential subdivisions are located outside of the city limits just off of U.S. Highway 301-601. The size of subject property is 108,668 square feet. The center was originally constructed in 1972 and was renovated in 1994 when Bi-Lo expanded their store. There was a Sky City Discount Store in the original development, but this tenant vacated the premises after going bankrupt. During the renovation period, the owners were able to secure other tenants and divided the large discount store into small stores with space available for Bi-Lo to expand. Subject has a vacancy rate of 1.84% at this time. The comparable properties are located along Chestnut Street and are about 3 miles away. Several commercial developments have relocated to this area including the three comparables as well as a K-Mart-Foodmax store, a new Winn-Dixie Store that is nearing completion and the North Plaza with Wal-Mart as the major tenant and eight shops. The Prince of Orange Mall is also located in this area. The rental rates for Chestnut Square are from $5.00 to $7.50 per square foot and the center contains 60,000 square feet. Grove Park Shopping Center contains 60,000 square feet and the rental rates are from $6.00 to $12.00 per square foot. The Food Lion Plaza contains 40,000 square feet and the rental rates are at $7.00 per square foot.

The subject property has rental rates for the shops ranging from $5.50 to $10.16 per square foot. The major tenants have rental rates ranging from $1.92 to $7.02 per square foot.

Trends

The subject property is located in the western section of the City of Orangeburg. This is an older center established neighborhood with older single family dwellings being located throughout the neighborhood and around subject property. The commercial developments along Russell Street include the Holiday Inn, fast food restaurants and branches for banks. The neighborhood is considered to be stable and the stability has been maintained over the years.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

--------------------------------------------------------------------------------

I.  COMPARABLE PROPERTIES
A.  PROPERTY DESCRIPTION

                                             SUBJECT               COMPARABLE 1                  COMPARABLE 2
                                             -------               ------------                  ------------
1.  Identification
    a.  Name                        Edisto Village                 Chestnut Square               Grove Park
                                    ---------------------------    -------------------------     -------------------------
    b.  Street                                                     Chestnut Street at            Chestnut Street at St.
                                    398 Riverside Drive            Ellis Avenue                  Mathews Rd.
                                    ---------------------------    -------------------------     -------------------------
    c.  City                        Orangeburg, SC                 Orangeburg, SC                Orangeburg, SC
                                    ---------------------------    -------------------------     -------------------------
    d.  Distance from subject       N/A                            3 miles                       3 miles
                                    ---------------------------    -------------------------     -------------------------
    e.  Contact                     Edens & Avant, Inc.            McDaniel Leasing Co.          Windsor-Aughtry
                                    ---------------------------    -------------------------     -------------------------
    f.  Phone                       803-779-4420                   864-576-4660                  864-271-9855
                                    ---------------------------    -------------------------     -------------------------
2.  Attributes
    a.  Year built                  1972  (Reh. 1994)              1981                          1985
                                    ---------------------------    -------------------------     -------------------------
    b.  Net sq. Ft.                 108,668                        60,000                        60,000
                                    ---------------------------    -------------------------     -------------------------
    c. # building                   1                              1                             1
                                    ---------------------------    -------------------------     -------------------------
    d. #stories                     1                              1                             1
                                    ---------------------------    -------------------------     -------------------------
    e. Avg. Floor plate size
         (SF), if office            N/A                            N/A                           N/A
                                    ---------------------------    -------------------------     -------------------------
    f. # elevators                  N/A                            N/A                           N/A
                                    ---------------------------    -------------------------     -------------------------
    g. Parking                      Adequate                       Adequate                      Adequate
                                    ---------------------------    -------------------------     -------------------------
    h. Construction Type            Brick/Concrete Block           Brick/Concrete Block          Brick/Concrete Block
                                    ---------------------------    -------------------------     -------------------------
    I.  Vacancy %                   1.84%                          12.0%                         10.0%
                                    ---------------------------    -------------------------     -------------------------
    j.  Anchors, if Retail          Bi-Lo, Badcock, Maxway,        Revco, Family Dollar          Bi-Lo
                                    Family Dollar, Revco
                                    ---------------------------    -------------------------     -------------------------

                                    COMPARABLE 3
                                    ------------
1.  Identification
    a.  Name                        Food Lion Plaza
                                    ------------------------
    b.  Street                      St. Mathews Rd. At
                                    Chestnut St.
                                    ------------------------
    c.  City                        Orangeburg, SC
                                    ------------------------
    d.  Distance from subject       3 miles
                                    ------------------------
    e.  Contact                     Shopping Center Group
                                    ------------------------
    f.  Phone                       954-492-2644
                                    ------------------------
2.  Attributes
    a.  Year built                  1983
                                    ------------------------
    b.  Net sq. Ft.                 40,000
                                    ------------------------
    c. # building                   1
                                    ------------------------
    d. #stories                     1
                                    ------------------------
    e. Avg. Floor plate size
         (SF), if office            N/A
                                    ------------------------
    f. # elevators                  N/A
                                    ------------------------
    g. Parking                      Adequate
                                    ------------------------
    h. Construction Type            Brick/Concrete Block
                                    ------------------------
    I.  Vacancy %                   0%
                                    ------------------------
    j.  Anchors, if Retail          Food Lion, Moovies

                                    ------------------------

Comments:   These three comparables are located in the section where most of the commercial developments have relocated which is the northern portion of Orangeburg. Subject was renovated in 1994 with the Bi-Lo Store expanding. It is thought that subject does have its place in the market and is firmly established at this time.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

--------------------------------------------------------------------------------

B.  RENTAL INFORMATION

                                                  SUBJECT               COMPARABLE 1                COMPARABLE 2
                                                  -------               ------------                ------------
1.  Asking Rental Rate
     a.  Anchor Space                   $1.92 - $7.02                   N/A                         N/A
                                        ----------------------------    ------------------------    -------------------------
     b.  Shop Space                     $5.50 - $10.16                  $5.00 - $7.50               $6.00 - $12.00
                                        ----------------------------    ------------------------    -------------------------
2.  Lease Type (Gross/Net)              Triple Net                      Triple Net                  Triple Net
                                        ----------------------------    ------------------------    -------------------------
3.  Rent Concessions                    None                            None                        None
                                        ----------------------------    ------------------------    -------------------------
4.  Effective Rent                      $5.50 - $10.16                  $5.00 - $7.50               $6.00 - $12.00
                                        ----------------------------    ------------------------    -------------------------
5.  TI Allowance                        None                            None                        None
                                        ----------------------------    ------------------------    -------------------------
6.  Expense Stop                        None                            None                        None
                                        ----------------------------    ------------------------    -------------------------
7.  Length of Lease Term                3 - 5 years (shop)              3 -5 years (shop)           3 - 5 years (shop)
                                        ----------------------------    ------------------------    -------------------------
8.  Commissions                         5.00% to 7.00%                  5.00% to 7.00%              5.00% to 7.00%
                                        ----------------------------    ------------------------    -------------------------
                                        Fashion Cents, Revco,
9.  Percentage Rent                     Bi-Lo, Maxway, Family
     (per lease terms)                  Dollar, Allied                  Revco, Family Dollar        Bi-Lo
                                        ----------------------------    ------------------------    -------------------------
10. Historical Annual
         Absorption/sq.ft.              N/A                             N/A                         N/A
                                        ----------------------------    ------------------------    -------------------------
11. Annual Operating Expense
        psf (Including taxes)           N/A                             N/A                         N/A
                                        ----------------------------    ------------------------    -------------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)     N/A                             Similar                     Similar
                                        ----------------------------    ------------------------    -------------------------

                                         COMPARABLE 3
                                         ------------
1.  Asking Rental Rate
     a.  Anchor Space                    N/A
                                         ------------------------
     b.  Shop Space                      $7.00
                                         ------------------------
2.  Lease Type (Gross/Net)               Triple Net
                                         ------------------------
3.  Rent Concessions                     None
                                         ------------------------
4.  Effective Rent                       $7.00
                                         ------------------------
5.  TI Allowance                         None
                                         ------------------------
6.  Expense Stop                         None
                                         ------------------------
7.  Length of Lease Term                 3-5 years (shop)
                                         ------------------------
8.  Commissions                          5.00% - 7.00%
                                         ------------------------

9.  Percentage Rent
     (per lease terms)                   Food Lion, Moovies
                                         ------------------------
10. Historical Annual
         Absorption/sq.ft.               N/A
                                         ------------------------
11. Annual Operating Expense
        psf (Including taxes)            N/A
                                         ------------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)      Similar
                                         ------------------------

D. EXPLAIN RANKING/COMMENTS:        These comparables have been ranked as
                                    similar to subject. The reason for this is because the income stream and tenant mix are similar to subject. The size and age of these centers vary. Comparable No. 1 does not have a major supermarket, but does have a major drug store and variety store occupying space.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

Name:                               Chestnut Square
Location:                           Chestnut Street at Ellis Avenue
                                    Orangeburg, SC
Year Built:                         1981
Total Size:                         60,000 SF
Vacant Space:                       7,200 SF
Vacancy Rate:                       12.0%
Rental Range:                       $5.00 - $7.50 per square foot
Tenant Expenses:                    Triple Net

Remarks: The major tenants are Revco Drugs and Family Dollar Stores. Bi-Lo was in this center when it was built. Other tenants are occupying small stores.

Comparable Rental No. 2
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

Name:                               Grove Park Shopping Center
Location:                           Chestnut Street & St. Mathews Road
                                    Orangeburg, SC
Year Built:                         1985
Total Size:                         60,000 SF
Vacant Space:                       6,000 SF
Vacancy Rate:                       10.0%
Rental Range:                       $6.00 - $12.00 per square foot
Tenant Expenses:                    Triple Net

Remarks: The major tenant is Bi-Lo Stores. Other tenants include Andre's Jewelers, Grove Park Pharmacy, Blockbuster, House of Pizza.

Comparable Rental No. 3
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

Name:                               Food Lion Plaza
Location:                           St. Mathews Road at Chestnut Street
                                    Orangeburg, SC
Year Built:                         1983
Total Size:                         40,000 SF
Vacant Space:                       0 SF
Vacancy Rate:                       0%
Rental Range:                       $7.00 per square foot
Tenant Expenses:                    Triple Net

Remarks: This is an older center with Food Lion as the major tenant. Moovies now occupies the space formerly occupied by Rite-Aid.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II. SALES COMPARABLES

                                              SUBJECT             COMPARABLE 1                COMPARABLE 2
                                              -------             ------------                ------------
1.   Identification
     a.  Name                         Edisto Village              St. Andrews Crossing        Eastgate Shop. Center
                                      ------------------------    -----------------------     ----------------------
     b.  Street Address                                                                       NWC Whiskey Rd. &
                                      398 Riverside Drive         817 St. Andrews Road        Eastgate Dr.
                                      ------------------------    -----------------------     ----------------------
     c.  City                         Orangeburg, SC              Columbia, SC                Aiken, SC
                                      ------------------------    -----------------------     ----------------------
     d.  Distance from Subject        N/A                         8 miles                     56 miles
                                      ------------------------    -----------------------     ----------------------
2.  Attributes
     a.  Year Built                   1972   (Reh. 1994)          1994                        1995
                                      ------------------------    -----------------------     ----------------------
     b.  Net sq. feet                 108,668                     66,910 SF                   75,716 SF
                                      ------------------------    -----------------------     ----------------------
     c. # Buildings                   1                           1                           1
                                      ------------------------    -----------------------     ----------------------
     d. # of Stories                  1                           1                           1
                                      ------------------------    -----------------------     ----------------------
     e. Vacancy %                     1.84%                       0%                          5.00%
                                      ------------------------    -----------------------     ----------------------
3.  Sales Information
     a.  Sales Price                  N/A                         $6,550,000                  $6,675,000
                                      ------------------------    -----------------------     ----------------------
     b.  Sales Price PSF              N/A                         $97.89                      $88.16
                                      ------------------------    -----------------------     ----------------------
     c.  Date                         N/A                         05-25-94                    09-28-95
                                      ------------------------    -----------------------     ----------------------
     d.  NOI at time of Sale          N/A                         $634,797                    $657,896
                                      ------------------------    -----------------------     ----------------------
     e.  Cap. Rate                    N/A                         9.69%                       9.86%
                                      ------------------------    -----------------------     ----------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)    N/A                         superior                    similar
                                      ------------------------    -----------------------     ----------------------

                                      COMPARABLE 3              COMPARABLE 4
                                      ------------              ------------
1.   Identification
     a.  Name                         One Norman Center         Paw Creek Commons
                                      ----------------------    -----------------------
     b.  Street Address               19706 One Norman          E/S Little Rock Rd.
                                      Blvd.                     at Freedom Dr.
                                      ----------------------    -----------------------
     c.  City                         Cornelius, NC             Charlotte, NC
                                      ----------------------    -----------------------
     d.  Distance from Subject        100 miles                 92 miles
                                      ----------------------    -----------------------
2.  Attributes
     a.  Year Built                   1993                      1996
                                      ----------------------    -----------------------
     b.  Net sq. feet                 54,185 SF                 66,050
                                      ----------------------    -----------------------
     c. # Buildings                   1                         1
                                      ----------------------    -----------------------
     d. # of Stories                  1                         1
                                      ----------------------    -----------------------
     e. Vacancy %                     0%                        2.73%
                                      ----------------------    -----------------------
3.  Sales Information
     a.  Sales Price                  $4,650,000                $5,384,000
                                      ----------------------    -----------------------
     b.  Sales Price PSF              $85.82                    $77.52
                                      ----------------------    -----------------------
     c.  Date                         10-12-95                  03-25-97
                                      ----------------------    -----------------------
     d.  NOI at time of Sale          $450,188                  $517,412
                                      ----------------------    -----------------------
     e.  Cap. Rate                    9.68%                     9.61%
                                      ----------------------    -----------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)    similar                   superior
                                      ----------------------    -----------------------

Explain Ranking/Comments:           Comparables No. 1 and No. 4 are ranked
                                    superior to subject. The reason for this is because of the location and the higher rental rates for the shops in these centers.
                                    The tenant mix of all of these centers is similar to subject. The size of subject is larger than the comparables.

COMPARABLE IMPROVED SALES

Comparable Sale No. 1
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

TMS                                 6012 -1 -1
NAME                                St. Andrews Crossing
LOCATION                            St. Andrews Road and I-26, Columbia, SC
GRANTOR                             Hayley-Redd, L.P.
GRANTEE                             F.A.C. Properties
DEED REFERENCE                      Book 1199, Page 331
DATE                                May 25, 1994
SALES PRICE                         $6,550,000
ADJUSTED SALES PRICE                $6,550,000
SIZE BUILDING                       66,910
SALES PRICE PER S.F.                $97.89
SIZE LAND (ACRES)                   8.08
SIZE LAND (S.F.)                    351,965
YEAR BUILT                          1994
LAND/BUILDING RATIO                 5.26 To 1
UTILITIES                           All available
VERIFICATION                        Deed
ZONING                              Commercial
FINANCING                           Market
EFFECTIVE GROSS INCOME              $686,905
EGIM                                9.54
NET OPERATING INCOME                $634,797
OVERALL RATE                        9.69%
VERIFICATION                        Public Records
TYPE OF PURCHASER                   Private Investor
COMMENTS                            This was an arms length sale. This
                                    neighborhood shopping center is anchored by Kroger and is located in a good commercial area with good accessibility and fair exposure. The construction is brick veneer and concrete block.

(503)

Comparable Sale No. 2
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

NAME                                Eastgate Shopping Center
LOCATION                            Northwest Corner of Whiskey Road and
                                    Eastgate Drive, Aiken, SC
GRANTOR                             PDG Aiken Partners, LP
GRANTEE                             Southeast U.S. Retail, LP
DATE                                Sep 28, 1995
SALES PRICE                         $6,675,000
SIZE BUILDING                       75,716
SALES PRICE PER S.F.                $88.16
SIZE LAND (ACRES)                   8.79
SIZE LAND (S.F.)                    382,892
YEAR BUILT                          1995
LAND/BUILDING RATIO                 5.06 To 1
UTILITIES                           All available
VERIFICATION                        Public Records
ZONING                              Commercial
FINANCING                           Cash to seller
GROSS POTENTIAL INCOME              $782,704
EFFECTIVE GROSS INCOME              $782,704
GROSS INCOME MULTIPLE               8.53
EGIM                                8.53
NET OPERATING INCOME                $657,896
OVERALL RATE                        9.86%
TYPE OF PURCHASER                   Private Investor
COMMENTS                            Part of a portfolio of Publix anchored
                                    shopping centers being purchased in the
                                    Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

(643)

Comparable Sale No. 3
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

NAME                      One Norman Center
LOCATION                  19706 One Norman Boulevard, Cornelius, Mecklenburg
                          County, NC
GRANTOR                   One Norman Center, LP
GRANTEE                   Lucky Realty
DEED REFERENCE            Book 8325, Page 721
DATE                      Oct 12, 1995
SALES PRICE               $4,650,000
SIZE BUILDING             54,185
SALES PRICE PER S.F.      $85.82
SIZE LAND (ACRES)         5.69
SIZE LAND (S.F.)          247,856
YEAR BUILT                1993
LAND/BUILDING RATIO       4.57 To 1
UTILITIES                 All Public
VERIFICATION              Public Records
ZONING                    CUB-2
FINANCING                 Cash to Seller
GROSS POTENTIAL INCOME    $474,591
EFFECTIVE GROSS INCOME    $474,591
GROSS INCOME MULTIPLE     9.80
EGIM                      9.80
NET OPERATING INCOME      $450,188
OVERALL RATE              9.68%
TYPE OF PURCHASER         Private Investor
COMMENTS                  This is a neighborhood center with Bi-Lo as the
                          major tenant (42,680 SF). Locals include
                          Blockbuster Video, El Cancun Restaurant, Papa
                          John's Pizza, Baskin Robbins. The rent for Bi-Lo is
                          $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot. Triple net lease.

(716)

Comparable Sale No. 4
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

TMS                                 59 -231 -22 ,23 pt.
NAME                                Paw Creek Commons
LOCATION                            East side of Little Rock Road  at Freedom
                                    Drive, Charlotte, NC
GRANTOR                             Paw Creek, LLC
GRANTEE                             Frastacky and Associates
DATE                                Mar 25, 1997
SALES PRICE                         $5,120,000
ADJUSTED SALES PRICE                $5,384,000
SIZE BUILDING                       66,050
SALES PRICE PER S.F.                $77.52
SIZE LAND (ACRES)                   9.82
SIZE LAND (S.F.)                    427,759
YEAR BUILT                          1996
LAND/BUILDING RATIO                 6.48 To 1
UTILITIES                           Municipal
VERIFICATION                        Public Records
ZONING                              CC, Commercial Center
FINANCING                           Cash to seller
GROSS POTENTIAL INCOME              $568,840
EFFECTIVE GROSS INCOME              $552,054
GROSS INCOME MULTIPLE               9.00
EGIM                                9.27
NET OPERATING INCOME                $517,412
OVERALL RATE                        9.61%
TYPE OF PURCHASER                   Private Investor
COMMENTS                            The overall rate of 10.10 percent has been
                                    adjusted down by 50 basis points since the sales contract is pre-construction. The major tenants are Winn Dixie and Revco.
                                    Blockbuster occupies a store containing
                                    5,500 square feet at $11.20 per square foot.
                                    Rents on shops range from $13.00 to $14.00
                                    per square foot. Anchor income is 79.41
                                    percent of gross income.

(793)

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                               Comparable Rentals

                                [GRAPHIC OMITTED]

                               Improved Sales Map

                                [GRAPHIC OMITTED]

                                   Site Plan

                                [GRAPHIC OMITTED]

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property: EDISTO VILLAGE
          398 RIVERSIDE DRIVE
          ORANGEBURG, SC 29115-0000

Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
          TENANT AND PROPERTY INFORMATION                       LEASE TERM          RENT INFORMATION
                                                                                    per                         Annual
Tenant Name                          Unit #  Sq Feet   Misc   From      To     MTM  SF/YR        Begin       Base Rent
------------------------------------------------------------------------------------------------------------------------
FASHION CENTS
NORSTAN APPAREL SHOPS OF NY,          609-90    3,328       10/19/94 11/30/99       8.00         11/01/94     26,624.00
                                                                                    0.00                           0.00
------------------------------------------------------------------------------------------------------------------------
SEARS DEALER STORE
ROBERT L. & GWENDOLYN F. BELL         609-100   6,787       09/01/95 08/31/98       6.00         09/01/95     40,722.00
                                                                                    0.00                           0.00
                                                                                    6.34         09/01/96     43,029.48
                                                                                    6.34         02/01/97     43,029.48
------------------------------------------------------------------------------------------------------------------------
J & D FASHIONS
MR. KI K. HAN                         609-110   4,625       03/15/95 03/31/98       6.50         04/01/95     30,062.40
                                                                                    0.00                           0.00
------------------------------------------------------------------------------------------------------------------------
REVCO #572
REVCO DISCOUNT DRUG CENTERS,          609-120   8,500       03/01/91 02/28/01       7.00         02/01/92     59,499.96
                                                                                    0.00                           0.00
------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR #131
FAMILY DOLLAR STORES OF ORANG         609-130   7,150       07/01/72 12/31/97       1.92         01/01/93     13,712.40
                                                                                    0.00                           0.00
                                                                                    0.00                           0.00
                                                                                    0.00                           0.00
------------------------------------------------------------------------------------------------------------------------
ALLIED STORE #53/648
VARIETY WHOLESALERS, INC.             609-140   5,393       04/01/88 03/31/00       0.00                           0.00
                                                                                    5.00         04/01/91     26,964.96

-----------------------------------------------------------------------------------------------------------------------------------
                                               REIMBURSEMENTS                    RENEWAL OPTIONS                PERCENT RENT
                               Tax   Base   Ins   Base    CAM    Base                          per         Pcnt   of   Amount  Nat
Tenant Name                   Recov  Year  Recov  Year   Recov   Year    Begin       End      SF/YR   Typ                Over  Brk
-----------------------------------------------------------------------------------------------------------------------------------
FASHION CENTS                  Full      0  Full       0   Full       0 12/01/99  11/30/04     8.50         3.00      887,500  Y
NORSTAN APPAREL SHOPS OF NY,                                            12/01/04  11/30/09     9.00         3.00            0  Y

-----------------------------------------------------------------------------------------------------------------------------------
SEARS DEALER STORE             Full      0  Full       0   Full       0 09/01/98  08/31/01     0.00         0.00            0
ROBERT L. & GWENDOLYN F. BELL                                                                  0.00         0.00            0
                                                                                               0.00         0.00            0
                                                                                               0.00         0.00            0

-----------------------------------------------------------------------------------------------------------------------------------
J & D FASHIONS                 Full      0  Full       0   Full       0 04/01/98  03/31/01     7.15         0.00            0
MR. KI K. HAN                                                                                  0.00         0.00            0

-----------------------------------------------------------------------------------------------------------------------------------
REVCO #572                      PRS   1973   PRS    1978   Full       0 03/01/01  02/28/06     7.50         2.00    2,975,000  Y
REVCO DISCOUNT DRUG CENTERS,                                            03/01/06  02/28/11     8.00         2.00            0  Y

-----------------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR #131              PRS   1973   PRS    1978   Full       0 01/01/83  12/31/87     1.75         3.00      457,083
FAMILY DOLLAR STORES OF ORANG                                           01/01/88  12/31/92     1.83         3.00            0
                                                                        01/01/93  12/31/97     1.92         3.00            0
                                                                        10/10/98               2.00         3.00            0

-----------------------------------------------------------------------------------------------------------------------------------
ALLIED STORE #53/648            PRS   1987   PRS    1987   Full       0 04/01/91  03/31/94     5.00         2.50            0  Y
VARIETY WHOLESALERS, INC.                                               04/01/94  03/31/97     5.00         2.50    1,078,600  Y

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property: EDISTO VILLAGE
          398 RIVERSIDE DRIVE
          ORANGEBURG, SC 29115-0000

Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
          TENANT AND PROPERTY INFORMATION                       LEASE TERM          RENT INFORMATION
                                                                                    per                         Annual
Tenant Name                          Unit #  Sq Feet   Misc   From      To     MTM  SF/YR        Begin       Base Rent
------------------------------------------------------------------------------------------------------------------------
CHAMPION RENT TO OWN #1103
B & G COLUMBIA, INC.                  609-10    3,240       01/01/91 02/28/01              0.00                    0.00
                                                                                           8.25     04/01/91  26,730.00
                                                                                           8.50     03/01/99  27,540.00
------------------------------------------------------------------------------------------------------------------------
BEAUTIFUL NAILS
PHONG DO                              609-30    1,240       02/01/95 01/31/98             10.16     02/01/95  12,600.00
------------------------------------------------------------------------------------------------------------------------
ONE PRICE CLOTHING #006
J.K. APPAREL, INC.                    609-40    3,490       04/01/93 07/31/98              6.75     04/01/93  23,557.44
------------------------------------------------------------------------------------------------------------------------
NATIONSCREDIT FINANCIAL SERV.
NATIONSCREDIT FINANCIAL SERVI         609-50        0     P 08/01/96 07/31/01              0.00     08/01/96  13,343.04
                                                                                           0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
BADCOCK FURNITURE
W.S. BADCOCK CORP.                    609-60   15,200       08/01/93 07/31/98              2.75     01/01/94  41,799.96
------------------------------------------------------------------------------------------------------------------------
BI-LO INC. #315
BI-LO                                 609-70   32,715       05/04/94 05/31/14              0.00                    0.00
                                                                                           7.02     06/01/94 229,607.04
                                                                                           0.00                    0.00
                                                                                           0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
MAXWAY STORE #847
VARIETY WHOLESALERS, INC.             609-80   15,000       11/01/94 10/31/99              0.00                    0.00
                                                                                           2.25     11/01/94  33,750.00
------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                               REIMBURSEMENTS                    RENEWAL OPTIONS                PERCENT RENT
                               Tax   Base   Ins   Base    CAM    Base                          per         Pcnt   of   Amount  Nat
Tenant Name                   Recov  Year  Recov  Year   Recov   Year    Begin       End      SF/YR   Typ                Over  Brk
-----------------------------------------------------------------------------------------------------------------------------------
CHAMPION RENT TO OWN #1103     Full      0  Full       0   Full       0 03/01/96  02/28/01     0.00         0.00            0
B & G COLUMBIA, INC.                                                                           0.00         0.00            0
                                                                                               0.00         0.00            0

-----------------------------------------------------------------------------------------------------------------------------------
BEAUTIFUL NAILS                Full      0  Full       0   Full       0                        0.00         0.00            0
PHONG DO
-----------------------------------------------------------------------------------------------------------------------------------
ONE PRICE CLOTHING #006         PRS   1984   PRS    1984   Full       0                        0.00         0.00            0
J.K. APPAREL, INC.
-----------------------------------------------------------------------------------------------------------------------------------
NATIONSCREDIT FINANCIAL SERV.  Full      0  Full       0  Fixed       0 08/01/01  07/31/04     0.00         0.00            0
NATIONSCREDIT FINANCIAL SERVI                                                                  0.00         0.00            0

-----------------------------------------------------------------------------------------------------------------------------------
BADCOCK FURNITURE               PRS   1993   PRS    1993   None       0 08/01/98  07/31/03     2.75         0.00            0
W.S. BADCOCK CORP.
-----------------------------------------------------------------------------------------------------------------------------------
BI-LO INC. #315                Full      0  Full       0   Full       0 06/01/14  05/31/19     7.27         1.00            0  Y
BI-LO                                                                   06/01/19  05/31/24     7.52         1.00   22,960,700  Y
                                                                        06/01/24  05/31/29     7.77         1.00            0  Y
                                                                        06/01/29  05/31/34     8.02         1.00            0  Y

-----------------------------------------------------------------------------------------------------------------------------------
MAXWAY STORE #847               PRS   1994   PRS    1994   Full       0 11/01/99  10/31/04     2.59         3.00            0  Y
VARIETY WHOLESALERS, INC.                                                                      0.00         3.00    1,125,000  Y
-----------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property: EDISTO VILLAGE
          398 RIVERSIDE DRIVE
          ORANGEBURG, SC 29115-0000

Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
          TENANT AND PROPERTY INFORMATION                       LEASE TERM          RENT INFORMATION
                                                                                    per                         Annual
Tenant Name                          Unit #  Sq Feet   Misc   From      To     MTM  SF/YR        Begin       Base Rent
------------------------------------------------------------------------------------------------------------------------
ALLIED STORE #53/648
VARIETY WHOLESALERS, INC.             609-140   5,393       04/01/88 03/31/00              0.00                    0.00
                                                                                           5.50     04/01/97  29,661.48
------------------------------------------------------------------------------------------------------------------------
Available                             609-150   2,000                                      0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
BURGER KING CORPORATION               609-160       0     P 11/20/84 11/19/99              0.00     12/01/89     120.00
                                                                                           0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
                      Square Feet: Occupied.. 106,668                              Current Annual Base Rent  584,097.24
                                   Available.   2,000
                                   Total..... 108,668

-----------------------------------------------------------------------------------------------------------------------------------
                                               REIMBURSEMENTS                    RENEWAL OPTIONS                PERCENT RENT
                               Tax   Base   Ins   Base    CAM    Base                          per         Pcnt   of   Amount  Nat
Tenant Name                   Recov  Year  Recov  Year   Recov   Year    Begin       End      SF/YR   Typ                Over  Brk
-----------------------------------------------------------------------------------------------------------------------------------
ALLIED STORE #53/648
VARIETY WHOLESALERS, INC.       PRS   1987   PRS    1987   Full       0 04/01/97  03/31/00     5.50         2.50            0  Y
                                                                                               0.00         2.50    1,186,500  Y
-----------------------------------------------------------------------------------------------------------------------------------
Available                                0             0              0                        0.00         0.00            0
-----------------------------------------------------------------------------------------------------------------------------------
BURGER KING CORPORATION        Full      0  Full       0   Full       0 11/20/89  11/19/94     0.00         0.00            0
                                                                        11/20/94  10/19/99     0.00         0.00            0

PHOTOGRAPHS OF SUBJECT PROPERTY

                                [GRAPHIC OMITTED]

John C. Calhoun Boulevard - Looking South

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Riverside Drive Looking East

                                [GRAPHIC OMITTED]

Riverside Drive Looking West

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Glover Street Looking North

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Glover Street Looking South

                                [GRAPHIC OMITTED]

Entrance Way To Subject From John C. Calhoun Boulevard

                                [GRAPHIC OMITTED]

Entrance Way To Subject From Riverside Drive

                                [GRAPHIC OMITTED]

Entrance Way To Subject From Glover Street

                                [GRAPHIC OMITTED]

Subject Property - Front View

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Subject Property - Front View

                                [GRAPHIC OMITTED]

Subject Property - Front View

                                [GRAPHIC OMITTED]

Subject Property - Front And Side View

                                [GRAPHIC OMITTED]

Subject Property - Side View

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Subject Property - Rear View

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Subject Property - Rear View

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Subject Property - Rear View

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Subject Property - Rear View

                                [GRAPHIC OMITTED]

Subject Property - Front And Side View Of Other Stores

                                [GRAPHIC OMITTED]

Subject Property - Front And Side View Of Other Stores

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                Market Study of:

                                FAIRFIELD SQUARE

                              102 Fairfield Square
                   Winnsboro, Fairfield County, South Carolina

                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                  May 15, 1997

                   [Letterhead of O. Marshall Dodds Co., Inc.]

                                                    June 16, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:   Market Study
      Fairfield Square
      102 Fairfield Square
      Winnsboro, Fairfield County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 15, 1997. This study supercedes the one completed on May 15, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 54,640 square feet of leasable area. The center was originally constructed in 1987. The anchor tenants are Food Lion and Revco with other shops being occupied by such tenants as Subway, First Family Financial, Cato, Family Dollar and Pic-N-Pay. The subject property is currently 100 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                        Respectfully submitted,

                                        O. MARSHALL DODDS COMPANY, INC.


                                        /s/ O. Marshall Dodds, MAI
                                        -----------------------------------
                                        O. Marshall Dodds, MAI
                                        State Certified General
                                        Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

Regional Perspective

Fairfield County is part of the Central Midlands Region, which consists of Richland, Lexington, Newberry and Fairfield Counties. Winnsboro is the county seat of Fairfield County. It covers an area of 2.68 square miles. The Town of Ridgeway is also located in Fairfield County eleven miles from Winnsboro. It encompasses a 1/2 square mile area. Interstate 77 bisects Fairfield County and Interstate 20 and 26 are within 20 to 30 minutes of Winnsboro. All three interstates are connected via SC Highway #34. US Highways running through the county include #321 and #21.

Major employers in Fairfield County are as follows:

No. Name & Location             Year Established  Product                 No. Employees
1.  Mack Trucks, Inc.                 1987        Heavy duty truck
    US Hwy. #321 @ SC Hwy. #34                    chasis                      780

2.  The Standard Products Co.         1978        Automobile Twin
    US Hwy. #321 @ SC Hwy. 34                     Engine Molded Parts         451

3.  Uniroyal Goodrich                 1917        Tire cord-rayon,
    Co-Tex Division                               nylon, polyester,
    Maple Street                                  steel                       299

4.  Manhattan Shirt Company           1962        Dress & sports              176
    US Hwy. #321 By-Pass                          shirts, sports knits,
                                                  ladies apparel

5.  Rite Aid                          1980        Distribution warehouse      168
    SC Hwy. #34

6.  Fuji Copian Corporation           1989        Typewriter cassettes,       171
    SC Hwy. #34                                   computer printer
                                                  cassettes, computer
                                                  printer ribbons

The subject property is located in Fairfield County and the unemployment rate was 9.8 percent in February, 1997. The unemployment rate statewide for February was 5.5 percent. The population of Fairfield County for 1995 was 22,504 with
13.7 percent being age 65 or older and the population for the Town of Winnsboro was 3,475.

Neighborhood and Site

The neighborhood is generally the area located in the Town of Winnsboro and outside of the Town of Winnsboro extending from the intersection of US Highway #321 By-Pass with US Highway #321 Business on the south side of town to the intersection of US Highway #321 By-Pass and US Highway #321 Business on the north side of town. Major developments are located along US Highway #321 By-Pass including Fairfield Central High School, Fairfield Middle School and the new Fairfield Intermediate School. The Fairfield Memorial Hospital is located at the intersection of Washington Street and the By-Pass. Manhattan Shirt Company has been in the neighborhood for many years. There is also an Advanced Auto Parts located at the intersection of Calhoun Street and US Highway #321. The Mack Truck plant is located approximately one mile south of the southern neighborhood boundary and there are other manufacturing concerns and employment centers located in relatively close proximity. Multi-family apartments in the area include the Lamplighter Apartments, Castlewood Apartments, Laurelwood I & II, Winnsboro Arms, Winnsboro Apartments and Winnfield West. The downtown area is typical for most small towns. Developments include banks, such as Wachovia and First Union, as well as Belk, Super 10, Winnsboro Furniture and Napa Auto Parts. The Fairfield County Courthouse, Town Hall and Chamber of Commerce are all located in the downtown area. The neighborhood is established and some growth has been occurring.

Site Description

Physical features for Fairfield Square are as follows:

1.  Size                            7.50 acres or 326,700 square feet

2.  Identity                        102 Fairfield Square
                                    TMS #151-0-0-4

3.  Shape                           irregular

4.  Topography                      generally level, slopes slightly downward
                                    toward rear

5.  Accessability                   good from either direction

6.  Utilities                       municipal

Physical Description

Building features for Fairfield Square are as follows:

1.  Size (net)                      54,640 square feet

2.  Layout & Design                 1 story-food store, drug store and seven
                                    shops

3.  Parking Spaces                  278
                                    5.08 spaces per 1,000 square feet of net area

4.  Construction                    brick and glass front with concrete block on
                                    side and rear and metal seamed roof

Market Position and Marketability Conclusions

There are no other shopping centers located in Winnsboro that are thought to be comparable to the subject. A Wal-Mart Superstore with nine retail shops is under construction at this time. The rental rate range for the shops is projected to be from $9.00 to $12.00 per square foot. The shops will range in size from 1,200 square feet to 5,000 square feet. Generally, Wal-Mart attracts such tenants as Cato, Dollar Tree, Shoe Show, Freidman's Jewelers and Sally's Beauty Supply.

The comparables selected are from the Columbia Metropolitan area. The Mitchell Plaza is located on the north side of West Columbia Avenue in Batesburg-Leesville, South Carolina. This center was built in 1986 and contains 41,650 square feet. There is one shop that is vacant at this time containing 1,200 square feet. The major tenants are Food Lion and Rite Aid. The small shops are leased to Cato, Star Nails and Hong Kong Kitchen. The rental range for these stores is from $7.25 to $8.50 per square foot. The Batesburg Plaza is located on the southeast corner of Columbia Avenue and Carolina Avenue in Batesburg, South Carolina. This center was built in 1971 and was renovated in 1987. The size is 68,238 square feet and the center is 100 percent occupied at this time. The major tenant is Winn Dixie with Maxway and Farmer's Furniture Store occupying large stores. There are two small shops in this center. The rental range is from $3.50 to $5.25 per square foot. The Chapin Center is located on the west side of US Highway #76 at St. Peter's Church Road in Chapin, South Carolina. The size of this center is 51,170 square feet. The center was built in 1991 and the Winn Dixie store made an expansion in 1996 into the Rite Aid space after Rite Aid vacated it. There is one vacant shop at this time containing 1,200 square feet. The rental range is from $10.00 to $11.00 per square foot.

The subject property is located in the middle of the neighborhood being around the intersection of US Highway #321 By-Pass and US Highway #321 Business. The location of subject is convenient to the single family and multi-family dwellings that are located throughout the neighborhood.

These comparable rentals were taken from the Columbia Metropolitan area which is south of the subject neighborhood. The subject property has seven shops. The rental rates range from $5.00 to $9.90 per square foot. This is within the range of the comparable rentals for the stores. The rental rate for Food Lion is at $5.60 per square foot and Revco is paying $7.00 per square foot. Both of the anchor tenants are paying overage rentals. These rates are reasonable rental rates for the neighborhood.

The location of subject is strategic within the neighborhood and convenient to shoppers throughout the neighborhood.

Trends

The subject property is located in the Town of Winnsboro. The development of Winnsboro began approximately 25 years ago and the neighborhood is established with some growth having occurred recently. There are commercial developments that are located throughout the neighborhood on the major traffic arteries. The Fairfield Memorial Hospital is also located in the subject neighborhood.

All trends are favorable at this time and expected to continue.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

--------------------------------------------------------------------------------

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                         SUBJECT             COMPARABLE 1                  COMPARABLE 2
                                         -------             ---------------------         ---------------------
1.  Identification
    a.  Name                     Fairfield Square            Mitchell Plaza                Batesburg Plaza
                                 ------------------------    --------------------------    ---------------------------
    b.  Street                   102 Fairfield Square        NS of W. Columbia Ave.        242-252 Columbia Ave. W.
                                 ------------------------    --------------------------    ---------------------------
    c.  City                     Winnsboro, SC               Batesburg-Leesville, SC       Batesburg, SC
                                 ------------------------    --------------------------    ---------------------------
    d.  Distance from subject    N/A                         81 miles                      80 miles
                                 ------------------------    --------------------------    ---------------------------
    e.  Contact                  Edens Avant, Inc.           Edens & Avant, Inc.           Workman & Company
                                 ------------------------    --------------------------    ---------------------------
    f.  Phone                    (803) 779-4420              (803) 779-4420                (704) 563-1111
                                 ------------------------    --------------------------    ---------------------------
2.  Attributes
    a.  Year built               1987                        1986                          1971, Renovated 1987
                                 ------------------------    --------------------------    ---------------------------
    b.  Net sq. Ft.              54,640                      41,650                        68,238
                                 ------------------------    --------------------------    ---------------------------
    c. # building                1                           1                             1
                                 ------------------------    --------------------------    ---------------------------
    d. #stories                  1                           1                             1
                                 ------------------------    --------------------------    ---------------------------
    e. Avg. Floor plate size
         (sq. Ft.), if office    N/A                         N/A                           N/A
                                 ------------------------    --------------------------    ---------------------------
    f. # elevators               N/A                         N/A                           N/A
                                 ------------------------    --------------------------    ---------------------------
    g. Parking                   Adequate                    Adequate                      Adequate
                                 ------------------------    --------------------------    ---------------------------
    h. Construction Type         Brick/Concrete Block        Brick/Concrete Block          Brick/Concrete Block
                                 ------------------------    --------------------------    ---------------------------
    i.  Vacancy %                0%                          2.9%                          0%
                                 ------------------------    --------------------------    ---------------------------
    j.  Anchors, if Retail       Food Lion, Revco            Food Lion, Rite Aid           Winn Dixie
                                 ------------------------    --------------------------    ---------------------------

                                 COMPARABLE 3
                                 ---------------------
1.  Identification
    a.  Name                     Chapin Center
                                 ---------------------------
    b.  Street                   Chapin Rd. @ Virginia St.
                                 ---------------------------
    c.  City                     Chapin, SC
                                 ---------------------------
    d.  Distance from subject    35 miles
                                 ---------------------------
    e.  Contact                  Edens & Avant, Inc.
                                 ---------------------------
    f.  Phone                    (803) 779-4420
                                 ---------------------------
2.  Attributes
    a.  Year built               1991, Expanded 1996
                                 ---------------------------
    b.  Net sq. Ft.              51,170
                                 ---------------------------
    c. # building                1
                                 ---------------------------
    d. #stories                  1
                                 ---------------------------
    e. Avg. Floor plate size
         (sq. Ft.), if office    N/A
                                 ---------------------------
    f. # elevators               N/A
                                 ---------------------------
    g. Parking                   Adequate
                                 ---------------------------
    h. Construction Type         Brick/Concrete Block
                                 ---------------------------
    i.  Vacancy %                2.35%
                                 ---------------------------
    j.  Anchors, if Retail       Winn Dixie
                                 ---------------------------

Comments:   These comparable are located in the Columbia Metropolitan area which is in close proximity to subject neighborhood and are similar to subject. The small shops in subject property are similar to the small shops in each of these shopping centers.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

--------------------------------------------------------------------------------

B.  RENTAL INFORMATION
    ------------------

                                         SUBJECT              COMPARABLE 1                 COMPARABLE 2
                                         -------              ------------                 ------------
1.  Asking Rental Rate
     a.  Anchor Space            $5.60                        N/A                          N/A
                                 ------------------------     -------------------------    ----------------------------
     b.  Shop Space              $5.00 - $9.90                $7.25 - $8.50                $3.50 - $5.25
                                 ------------------------     -------------------------    ----------------------------
2.  Lease Type (Gross/Net)       Triple Net                   Triple Net                   Triple Net
                                 ------------------------     -------------------------    ----------------------------
3.  Rent Concessions             None                         None                         None
                                 ------------------------     -------------------------    ----------------------------
4.  Effective Rent               $5.00 - $9.90                $7.25 - $8.50                $3.50 - $5.25
                                 ------------------------     -------------------------    ----------------------------
5.  TI Allowance                 None                         None                         None
                                 ------------------------     -------------------------    ----------------------------
6.  Expense Stop                 None                         None                         None
                                 ------------------------     -------------------------    ----------------------------
7.  Length of Lease Term         3 - 5 years (shop)           3 - 5 years (shop)           3 - 5 years (shop)
                                 ------------------------     -------------------------    ----------------------------
8.  Commissions                  5.00% to 7.00%               5.00% to 7.00%               5.00% - 7.00%
                                 ------------------------     -------------------------    ----------------------------
9.  Percentage Rent
      (per lease terms)          Food Lion, Revco             Food Lion, Rite Aid          Winn Dixie
                                 ------------------------     -------------------------    ----------------------------
10. Historical Annual
      Absorption/sq.ft.          N/A                          N/A                          N/A
                                 ------------------------     -------------------------    ----------------------------
11. Annual Operating Expense
psf (Including taxes)
                                 N/A                          N/A                          N/A
                                 ------------------------     -------------------------    ----------------------------

C.  RANK RELATIVE TO
     SUBJECT
      (inferior,
        similar, superior)       N/A                          Similar                      Similar
                                 ------------------------     -------------------------    ----------------------------

                                 COMPARABLE 3
                                 ------------
1.  Asking Rental Rate
     a.  Anchor Space            N/A
                                 ---------------------------
     b.  Shop Space              $10.00 - $11.00
                                 ---------------------------
2.  Lease Type (Gross/Net)       Triple Net
                                 ---------------------------
3.  Rent Concessions             None
                                 ---------------------------
4.  Effective Rent               $10.00 - $11.00
                                 ---------------------------
5.  TI Allowance                 None
                                 ---------------------------
6.  Expense Stop                 None
                                 ---------------------------
7.  Length of Lease Term         3 - 5 years (shop)
                                 ---------------------------
8.  Commissions                  5.00% to 7.00%
                                 ---------------------------
9.  Percentage Rent
      (per lease terms)          Winn Dixie
                                 ---------------------------
10. Historical Annual
      Absorption/sq.ft.          N/A
                                 ---------------------------
11. Annual Operating Expense
psf (Including taxes)
                                 N/A
                                 ---------------------------

C.  RANK RELATIVE TO
     SUBJECT
      (inferior,
        similar, superior)       Similar
                                 ---------------------------

D. EXPLAIN RANKING/COMMENTS:        All of these comparables are ranked similar
                                    to subject. The reason for this is because all of the centers are close in age and size. The comparables are located in the Columbia Metropolitan area but in small neighborhoods such as subject. The rental rates for the shops in subject are within the range of rental rates in these centers.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Name:                      Mitchell Plaza
Location:                  North Side of West Columbia Avenue
                           Batesburg-Leesville, SC
Year Built:                1986
Total Size:                41,650 SF
Vacant Space:              1,200  SF
Vacancy Rate:              2.9%
Rental Range:              $7.25 - $8.50
Tenant Expenses:           Triple Net

Remarks: Food Lion and Rite Aid are the major tenants. The local space is leased to Cato, Star Nails and Hong Kong Kitchen. A video store that had occupied a 1,200 square foot space since completion of construction moved recently, and this space is currently vacant. The asking rent is $7.25 per square foot. A Wachovia Bank kiosk is also located on this site.

Comparable Rental No. 2
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Name:                               Batesburg Plaza
Location:                           SEC Columbia Avenue and Carolina Avenue
                                    Batesburg, South Carolina
Year Built:                         1971, Renovated 1987
Total Size:                         68,238 SF
Vacant Space:                       None
Vacancy Rate:                       0%
Rental Range:                       $3.50 - $5.25
Tenant Expenses:                    Triple Net

Remarks: This center was built in 1971 and renovated in 1987. Winn Dixie is the major tenant with Maxway and Farmer's Furniture occupying large stores. There are two small shops.

Comparable Rental No. 3
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Name:                               Chapin Center
Location:                           West Side of US Highway #76
                                    Chapin, SC
Year Built:                         1991
Total Size:                         51,170 SF
Vacant Space:                       1,200 SF
Vacancy Rate:                       2.35%
Rental Range:                       $10.00 - $11.00
Tenant Expenses:                    Triple Net

Remarks: The major tenant is Winn Dixie and this store was expanded in 1996 after Rite Aid moved out. The center has had a good operating history.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II. SALES COMPARABLES

                                         SUBJECT             COMPARABLE 1                COMPARABLE 2
                                         -------             ------------                ------------
1.   Identification
     a.  Name                    Fairfield Square            St. Andrews Crossing        Eastgate Shopping Center
                                 ------------------------    ------------------------    --------------------------
                                                                                         NWC Whiskey Rd. &
     b.  Street Address          102 Fairfield Square        817 St. Andrews Road        Eastgate Dr.
                                 ------------------------    ------------------------    --------------------------
     c.  City                    Winnsboro, SC               Columbia, SC                Aiken, SC
                                 ------------------------    ------------------------    --------------------------
     d.  Distance from Subject   N/A                         39 miles                    85 miles
                                 ------------------------    ------------------------    --------------------------
2.  Attributes
     a.  Year Built              1987                        1994                        1995
                                 ------------------------    ------------------------    --------------------------
     b.  Net sq. feet            54,640 SF                   66,910 SF                   75,716 SF
                                 ------------------------    ------------------------    --------------------------
     c. # Buildings              1                           1                           1
                                 ------------------------    ------------------------    --------------------------
     d. # of Stories             1                           1                           1
                                 ------------------------    ------------------------    --------------------------
     e. Vacancy %                0%                          0%                          7.21%
                                 ------------------------    ------------------------    --------------------------
3.  Sales Information
     a.  Sales Price             N/A                         $6,550,000                  $6,675,000
                                 ------------------------    ------------------------    --------------------------
     b.  Sales Price PSF         N/A                         $97.89                      $88.16
                                 ------------------------    ------------------------    --------------------------
     c.  Date                    N/A                         05-25-94                    09-28-95
                                 ------------------------    ------------------------    --------------------------
     d.  NOI at time of Sale     N/A                         $634,797                    $782,704
                                 ------------------------    ------------------------    --------------------------
     e.  Cap. Rate               N/A                         9.69%                       9.86%
                                 ------------------------    ------------------------    --------------------------
4.  Rank Relative to Subject
     (inferior, similar,
          superior)              N/A                         Superior                    Similar
                                 ------------------------    ------------------------    --------------------------

                                 COMPARABLE 3               COMPARABLE 4
                                 ------------               ------------
1.   Identification
     a.  Name                    One Norman Center          Paw Creek Commons
                                 -----------------------    ----------------------
                                 19706 One Norman Blvd.     E/S Little Rock Road
     b.  Street Address                                     at Freedom Drive
                                 -----------------------    ----------------------
     c.  City                    Cornelius, NC              Charlotte, NC
                                 -----------------------    ----------------------
     d.  Distance from Subject   120 miles                  95 miles
                                 -----------------------    ----------------------
2.  Attributes
     a.  Year Built              1993                       1996
                                 -----------------------    ----------------------
     b.  Net sq. feet            54,185 SF                  66,050 SF
                                 -----------------------    ----------------------
     c. # Buildings              1                          1
                                 -----------------------    ----------------------
     d. # of Stories             1                          1
                                 -----------------------    ----------------------
     e. Vacancy %                6.98%                      2.73%
                                 -----------------------    ----------------------
3.  Sales Information
     a.  Sales Price             $4,650,000                 $5,384,000
                                 -----------------------    ----------------------
     b.  Sales Price PSF         $85.82                     $77.52
                                 -----------------------    ----------------------
     c.  Date                    10-12-95                   03-25-97
                                 -----------------------    ----------------------
     d.  NOI at time of Sale     $474,591                   $517,412
                                 -----------------------    ----------------------
     e.  Cap. Rate               9.68%                      9.61%
                                 -----------------------    ----------------------
4.  Rank Relative to Subject
     (inferior, similar,
          superior)              Similar                    Superior
                                 -----------------------    ----------------------

Explain Ranking/Comments:           Comparables #1 and #4 are ranked superior to
                                    subject. The reason for this is because of the location of these comparables being superior to subject. Comparable #3 is located in a commercial area that is larger than subject, but it is similar. Comparable
                                    #2 is similar to subject.

COMPARABLE IMPROVED SALES

Comparable Sale No. 1
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

TMS                                 6012 -1 -1
NAME                                St. Andrews Crossing
LOCATION                            St. Andrews Road and I-26, Columbia, SC
GRANTOR                             Hayley-Redd, L.P.
GRANTEE                             F.A.C. Properties
DEED REFERENCE                      Book 1199, Page 331
DATE                                May 25, 1994
SALES PRICE                         $6,550,000
ADJUSTED SALES PRICE                $6,550,000
SIZE BUILDING                       66,910
SALES PRICE PER S.F.                $97.89
SIZE LAND (ACRES)                   8.08
SIZE LAND (S.F.)                    351,965
YEAR BUILT                          1994
LAND/BUILDING RATIO                 5.26 To 1
UTILITIES                           All available
VERIFICATION                        Deed
ZONING                              Commercial
FINANCING                           Market
EFFECTIVE GROSS INCOME              $686,905
EGIM                                9.54
NET OPERATING INCOME                $634,797
OVERALL RATE                        9.69%
VERIFICATION                        Public Records
TYPE OF PURCHASER                   Private Investor
COMMENTS                            This was an arms length sale. This
                                    neighborhood shopping center is anchored by Kroger and is located in a good commercial area with good accessibility and fair exposure. The construction is brick veneer and concrete block.

(503)

Comparable Sale No. 2
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

NAME                                Eastgate Shopping Center
LOCATION                            Northwest Corner  of Whiskey Road and
                                    Eastgate Drive, Aiken, SC
GRANTOR                             PDG Aiken Partners, LP
GRANTEE                             Southeast U.S. Retail, LP
DATE                                Sep 28, 1995
SALES PRICE                         $6,675,000
SIZE BUILDING                       75,716
SALES PRICE PER S.F.                $88.16
SIZE LAND (ACRES)                   8.79
SIZE LAND (S.F.)                    382,892
YEAR BUILT                          1995
LAND/BUILDING RATIO                 5.06 To 1
UTILITIES                           All available
VERIFICATION                        Public Records
ZONING                              Commercial
FINANCING                           Cash to seller
GROSS POTENTIAL INCOME              $782,704
EFFECTIVE GROSS INCOME              $782,704
GROSS INCOME MULTIPLE               8.53
EGIM                                8.53
NET OPERATING INCOME                $657,896
OVERALL RATE                        9.86%
TYPE OF PURCHASER                   Private Investor
COMMENTS                            Part of a portfolio of Publix anchored
                                    shopping centers being purchased in the
                                    Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

(643)

Comparable Sale No. 3
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

NAME                                One Norman Center
LOCATION                            19706 One Norman Boulevard, Cornelius,
                                    Mecklenburg County, NC
GRANTOR                             One Norman Center, LP
GRANTEE                             Lucky Realty
DEED REFERENCE                      Book 8325, Page 721
DATE                                Oct 12, 1995
SALES PRICE                         $4,650,000
SIZE BUILDING                       54,185
SALES PRICE PER S.F.                $85.82
SIZE LAND (ACRES)                   5.69
SIZE LAND (S.F.)                    247,856
YEAR BUILT                          1993
LAND/BUILDING RATIO                 4.57 To 1
UTILITIES                           All Public
VERIFICATION                        Public Records
ZONING                              CUB-2
FINANCING                           Cash to Seller
GROSS POTENTIAL INCOME              $474,591
EFFECTIVE GROSS INCOME              $474,591
GROSS INCOME MULTIPLE               9.80
EGIM                                9.80
NET OPERATING INCOME                $450,188
OVERALL RATE                        9.68%
TYPE OF PURCHASER                   Private Investor
COMMENTS                            This is a neighborhood center with Bi-Lo as
                                    the major tenant (42,680 SF). Locals include
                                    Blockbuster Video, El Cancun Restaurant,
                                    Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot. Triple net lease.

(716)

Comparable Sale No. 4
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

TMS                                 59 -231 -22 ,23 pt.
NAME                                Paw Creek Commons
LOCATION                            East side of Little Rock Road  at Freedom
                                    Drive, Charlotte, NC
GRANTOR                             Paw Creek, LLC
GRANTEE                             Frastacky and Associates
DATE                                Mar 25, 1997
SALES PRICE                         $5,120,000
ADJUSTED SALES PRICE                $5,384,000
SIZE BUILDING                       66,050
SALES PRICE PER S.F.                $77.52
SIZE LAND (ACRES)                   9.82
SIZE LAND (S.F.)                    427,759
YEAR BUILT                          1996
LAND/BUILDING RATIO                 6.48 To 1
UTILITIES                           Municipal
VERIFICATION                        Public Records
ZONING                              CC, Commercial Center
FINANCING                           Cash to seller
GROSS POTENTIAL INCOME              $568,840
EFFECTIVE GROSS INCOME              $552,054
GROSS INCOME MULTIPLE               9.00
EGIM                                9.27
NET OPERATING INCOME                $517,412
OVERALL RATE                        9.61%
TYPE OF PURCHASER                   Private Investor
COMMENTS                            The overall rate of 10.10 percent has been
                                    adjusted down by 50 basis points since the sales contract is pre-construction. The major tenants are Winn Dixie and Revco.
                                    Blockbuster occupies a store containing
                                    5,500 square feet at $11.20 per square foot.
                                    Rents on shops range from $13.00 to $14.00
                                    per square foot. Anchor income is 79.41
                                    percent of gross income.

(793)

ADDENDA

o     Fairfield County Demographics
o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

USA COUNTIES 1996
Geographic Area: Fairfield, SC (45039)
Table: GENERAL PROFILE
--------------------------------------------------------------------------------
POPULATION AND HOUSING (Bureau of the Census)
  Total resident population:
    1995 ..............................................................   22,504
      Percent 65 years and over .......................................     13.7
    1990 ..............................................................   22,295
    1980 ..............................................................   20,700
  Occupied housing units, 1990 ........................................    7,467
    Percent owner occupied ............................................     78.1
BIRTHS AND DEATHS (National Center for Health Statistics)
  Births, 1993 ........................................................      344
    Per 1,000 resident population .....................................     15.4
    Percent to mothers under 20 years of age ..........................     16.9
  Deaths, 1993 ........................................................      281
    Per 1,000 resident population .....................................     12.6
  Infant deaths per 1,000 live births, 1993 ...........................      8.7
EDUCATION (Bureau of the Census)
  Persons 25 years and over, 1990 .....................................   13,642
    Percent high school graduates .....................................     58.1
    Percent college graduates .........................................      9.6
LABOR FORCE (Bureau of Labor Statistics)
  Civilian labor force, 1994 ..........................................   10,958
    Percent unemployed ................................................      9.7
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
  Total establishments, 1993 ..........................................      316
    Percent retail trade ..............................................     29.1
    Percent services ..................................................     27.8
  Paid employees, 1993 (pay period including March 12) ................    5,872
  Annual payroll, 1993 ($1,000) .......................................  145,983
PERSONAL INCOME (Bureau of Economic Analysis)
  Total personal income, 1993 ($1,000) ................................  310,386
    Per capita (dollars) ..............................................   13,872
AGRICULTURE (Bureau of the Census)
  Number of farms, 1992 ...............................................      189
    Land in farms as percent of total land ............................       13
RETAIL TRADE (Bureau of the Census)
  Retail sales, 1992 ($1,000) .........................................   60,270
    Per capita (dollars) ..............................................    2,682
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
  Number of offices, June 30, 1994 ....................................        5
    Total deposits ($1,000) ...........................................   84,751
SOCIAL PROGRAMS (Social Security Administration)
  Total Social Security recipients, December 1993 .....................    4,155
    Retired workers ...................................................    2,385
  Supplementary Security Income recipients, December 1994 .............      944
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
  Total direct expenditures or obligations per capita:
    1994 (dollars) ....................................................    3,696
    1990 (dollars) ....................................................    2,349
--------------------------------------------------------------------------------
(NA) Not available. (D) Avoid disclosure of confidential information.
(X) Not applicable. (S) Does not meet publication standards.
(Z) Value > 0 but < half unit of measure shown.
NOTE: 0 data may indicate geographic/data footnotes.

Source: U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

                                  Location Map

                                [GRAPHIC OMITTED]

                                [GRAPHIC OMITTED]

                                [GRAPHIC OMITTED]

                                   Site Plan

                                [GRAPHIC OMITTED]

                                                                         Page 47
                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property: FAIRFIELD SQUARE
          102 FAIRFIELD SQUARE
          WINNSBORO, SC

Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
          TENANT AND PROPERTY INFORMATION                       LEASE TERM          RENT INFORMATION
                                                                                    per                         Annual
Tenant Name                          Unit #  Sq Feet   Misc   From      To     MTM  SF/YR        Begin       Base Rent
------------------------------------------------------------------------------------------------------------------------
SUBWAY #1542
SUBWAY RESTAURANTS INC.             621-  10    1,320       07/01/88 06/30/99       0.00                           0.00
                                                                                    0.00                           0.00
                                                                                    9.49         08/01/92     12,520.56
                                                                                    9.32         07/01/94     12,300.00
------------------------------------------------------------------------------------------------------------------------
FIRST FAMILY FINANCIAL SERVIC
ASSOCIATES FINANCIAL SERVICE        621-  20    1,200       10/01/94 09/30/97       0.00                           0.00
                                                                                    9.90         10/01/91     11,880.00
------------------------------------------------------------------------------------------------------------------------
JD FASHIONS
KYOUNG H. OH                        621-  30    2,400       02/01/97 01/31/00       8.50         02/01/97     20,400.00
------------------------------------------------------------------------------------------------------------------------
REVCO #2474
REVCO DISCOUNT DRUG CENTERS,        621-  50    6,720       12/07/87 12/31/97       0.00                           0.00
                                                                                    7.00         12/01/92     47,040.00
                                                                                    0.00                           0.00
                                                                                    0.00                           0.00
------------------------------------------------------------------------------------------------------------------------
CATO CORPORATION #74
THE CATO CORPORATION                621-  60    5,600       03/01/88 01/31/98       6.00         03/01/88     33,600.00
                                                                                    0.00                           0.00
------------------------------------------------------------------------------------------------------------------------
FOOD LION #0509
FOOD LION, INC.                     621-  70   25,000       12/16/87 12/15/07       0.00                           0.00
                                                                                    5.60         02/10/88    140,000.04

-----------------------------------------------------------------------------------------------------------------------------------
                                            REIMBURSEMENTS                       RENEWAL OPTIONS                PERCENT RENT
                               Tax   Base   Ins   Base    CAM    Base                          per         Pcnt   of   Amount  Nat
Tenant Name                   Recov  Year  Recov  Year   Recov   Year    Begin       End      SF/YR   Typ                Over  Brk
-----------------------------------------------------------------------------------------------------------------------------------
SUBWAY #1542                     PRS   1988   PRS    1988   Full       0 07/01/94  06/30/99    8.00         0.00            0
SUBWAY RESTAURANTS INC.                                                  07/01/97  06/30/99    9.32         0.00            0
                                                                                               0.00         0.00            0
                                                                                               0.00         0.00            0

-----------------------------------------------------------------------------------------------------------------------------
FIRST FAMILY FINANCIAL SERVIC    PRS   1988   PRS    1988   Full       0 10/01/97  09/30/00    0.00         0.00            0
ASSOCIATES FINANCIAL SERVICE                                                                   0.00         0.00            0

-----------------------------------------------------------------------------------------------------------------------------
JD FASHIONS                     Full      0  Full       0   Full       0                       0.00         0.00            0
KYOUNG H. OH
-----------------------------------------------------------------------------------------------------------------------------
REVCO #2474                     Full      0  Full       0   Full       0 01/01/98  12/31/02    7.50         2.00            0  Y
REVCO DISCOUNT DRUG CENTERS,                                             01/01/03  12/31/07    7.75         2.00    2,352,000  Y
                                                                         01/01/08  12/31/12    8.00         2.00            0  Y
                                                                         01/01/13  12/31/17    8.25         2.00            0  Y

-----------------------------------------------------------------------------------------------------------------------------
CATO CORPORATION #74            Full      0  Full       0   Full       0 02/01/98  01/31/03    7.00         4.00      840,000  Y
THE CATO CORPORATION                                                                           0.00         4.00            0  Y

-----------------------------------------------------------------------------------------------------------------------------
FOOD LION #0509                 Full      0   PRS    1988  Fixed       0 12/16/07  12/15/12    0.00         1.00            0  Y
FOOD LION, INC.                                                          12/16/12  12/15/17    0.00         1.00   14,000,000  Y

                                                                         Page 48
                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property: FAIRFIELD SQUARE
          102 FAIRFIELD SQUARE
          WINNSBORO, SC

Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
          TENANT AND PROPERTY INFORMATION                       LEASE TERM          RENT INFORMATION
                                                                                    per                         Annual
Tenant Name                          Unit #  Sq Feet   Misc   From      To     MTM  SF/YR        Begin       Base Rent
------------------------------------------------------------------------------------------------------------------------
FOOD LION #0509
FOOD LION, INC.                     621-  70   25,000       12/16/87 12/15/07              0.00                    0.00
                                                                                           0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR STORE #208
FAMILY DOLLAR STORES OF WINNS       621-  80    6,800       12/01/93 12/31/03              5.00     01/01/94  34,000.08
                                                                                           5.15     01/01/99  35,000.04
                                                                                           0.00                    0.00
                                                                                           0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
PIC 'N PAY STORES, INC.
PIC 'N PAY SHOES                    621-  100   2,800       04/12/94 07/31/04              8.00     05/01/94  22,399.92
                                                                                           0.00                    0.00
                                                                                           0.00                    0.00
                                                                                           0.00                    0.00
                                                                                           8.00     01/01/96  22,399.92
------------------------------------------------------------------------------------------------------------------------
MOVIE GALLERY
MGA INC.                            621-  130   2,800       06/01/95 05/31/00              7.50     06/01/95  21,000.00
                                                                                           0.00                    0.00
                                                                                           0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
WACHOVIA CORPORATION
WACHOVIA ATM                        621-  140       0   K   12/19/93 12/18/96              0.00     11/01/92   7,200.00
------------------------------------------------------------------------------------------------------------------------
                      Square Feet: Occupied..  54,640                              Current Annual Base Rent  349,820.04
                                   Available.       0
                                   Total.....  54,640

-----------------------------------------------------------------------------------------------------------------------------------
                                            REIMBURSEMENTS                       RENEWAL OPTIONS                PERCENT RENT
                               Tax   Base   Ins   Base    CAM    Base                          per         Pcnt   of   Amount  Nat
Tenant Name                   Recov  Year  Recov  Year   Recov   Year    Begin       End      SF/YR   Typ                Over  Brk
-----------------------------------------------------------------------------------------------------------------------------------
FOOD LION #0509                 Full      0   PRS    1988  Fixed       0 12/16/17  12/15/22     0.00         1.00            0  Y
FOOD LION, INC.                                                          12/16/22  12/15/27     0.00         1.00            0  Y

------------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR STORE #208         PRS   1993   PRS    1993    PRS    1992 01/01/04  12/31/07     5.40         3.00      971,428
FAMILY DOLLAR STORES OF WINNS                                            01/01/08  12/31/11     5.67         3.00    1,000,000
                                                                         01/01/12  12/31/15     5.95         3.00            0
                                                                         01/01/16  12/31/19     6.26         3.00            0

------------------------------------------------------------------------------------------------------------------------------
PIC 'N PAY STORES, INC.         Full      0  Full       0   Full       0 08/01/04  07/31/09     9.25         4.00      560,000  Y
PIC 'N PAY SHOES                                                         08/01/09  07/31/14    10.50         4.00            0  Y
                                                                         08/01/14  07/31/19    12.00         4.00            0  Y
                                                                                                0.00         4.00            0  Y
                                                                                                0.00         4.00      560,000  Y

------------------------------------------------------------------------------------------------------------------------------
MOVIE GALLERY                   Full      0  Full       0   Full       0 06/01/00  05/31/03     8.50         0.00            0
MGA INC.                                                                 06/01/03  05/31/06     9.30         0.00            0
                                                                                                0.00         0.00            0

------------------------------------------------------------------------------------------------------------------------------
WACHOVIA CORPORATION            None      0  None       0   None       0                        0.00         0.00            0
WACHOVIA ATM
------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY

                                [GRAPHIC OMITTED]

US Highway #321 By-Pass - Looking South

                                [GRAPHIC OMITTED]

US Highway #321 By-Pass - Looking North

                                [GRAPHIC OMITTED]

Washington Street - Looking West

                                [GRAPHIC OMITTED]

Washington Street - Looking East

                                [GRAPHIC OMITTED]

Subject Property - Front View

                                [GRAPHIC OMITTED]

Subject Property - Front View

                                [GRAPHIC OMITTED]

Subject Property - Front View

                                [GRAPHIC OMITTED]

Subject Property - Front View

                                [GRAPHIC OMITTED]

Subject Property - Rear View

                                [GRAPHIC OMITTED]

Subject Property - Rear View

                                [GRAPHIC OMITTED]

Subject Property - Entrance from Washington Street

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                                Market Study of:

                                  FLORENCE MALL

                              104 West Evans Street
                    Florence, Florence County, South Carolina


                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                  May 19, 1997

                   [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]


                                            May 20, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:   Market Study
      Florence Mall
      104 West Evans Street
      Florence, Florence County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 19,1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a shopping mall that contains 247,064 square feet of leasable area. The mall was originally constructed in 1965, but was renovated in 1984. The effective age would be estimated at 15 years. The major tenants are Peebles-Kimbrell (40,140 square feet), Rogers Brothers Fabrics (21,144 square feet), Eckerd's (10,878 square feet), Books-A-Million (21,153 square feet), Piggly Wiggly (53,380 square feet) and Fleet Mortgage Group (47,441 square feet). The Piggly Wiggly supermarket is not occupying all of the space, but has sublet a large portion to Red Bones restaurant. The Fleet Mortgage Group occupies office space within the mall. The subject property is currently 99.60 percent occupied. There are several outlots and outbuildings that are included in the property.

At the present time, space #530 is being improved with a medical building. This building is under construction and is under a long term lease to Carolinas Hospital System. A separate set of rental comparables and sales comparables have been prepared for this particular building. The reason for this is this building is located on an outlot and could be separated from subject property or can be included as part of subject property. It is thought that the building should be compared with office buildings rather that shopping centers.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                       Respectfully submitted,

                                       O. MARSHALL DODDS COMPANY, INC.


                                       /s/ O. Marshall Dodds
                                       --------------------------------------
                                       O. Marshall Dodds, MAI
                                       State Certified General
                                       Real Estate Appraiser (CG-356)

OMD:mm

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Florence and Florence County are located in the Coastal Plain in the northeast quadrant of the state of South Carolina. The city is approximately 70 miles west of Myrtle Beach; 80 miles east of Columbia; 90 miles south of Fayetteville, North Carolina; and 110 miles southeast of Charlotte, North Carolina. The intersection of I-95 and I-20 is within the city limits of Florence. I-95 is the major north-south traffic artery on the east coast and I-20 begins in Florence and extends to west Texas intersecting with I-10 near Pecos. In 1994, the unemployment rate for the Florence metropolitan area ranged from 7.3 percent to
7.5 percent (May through September). During the past four years, the Florence County Economic Development Commission has announced the development of ten new plants and the expansion of seven major existing plants. This has resulted in the creation of 1,390 new jobs with a projected increase to 2,660 jobs. Some of the major industries in the area are as follows.

1.   McLeod Regional Medical Center
2.   Wellman, Inc.
3.   Blue Cross/Blue Shield/Champus
4.   The SAB Group
5.   Fleet Real Estate Funding Corporation
6.   E.I. Dupont de Nemours, Inc.
7.   Stones Container Corporation
8.   Sare Lee Hosiery

There are several industries with foreign affiliations which are:

1.   ASEA Brown Boveri-Switzerland
2.   Beca Minerals, Inc. - Great Britain
3.   The ESAB Group - Sweden
4.   Erikson - G.E. Mobile Communications - Sweden
5.   NANYA Plastics Corporation - Taiwan
6.   Hannaco Knives and Saws - Germany

During the past two weeks, an announcement was made that Honda Motor Company would build a large assembly plant in Florence County around Timmonsville, which is approximately seven miles from Florence. This plant will assemble all terrain vehicles.

The City of Florence and Florence County have a stable and diversified economic base and both areas have experienced commercial, industrial and residential growth in recent years.

Neighborhood and Site

The subject neighborhood is located in the western section of Florence around the intersection of West Evans Street, West Palmetto Street, David McLeod Boulevard and Cashua Drive. The Florence Mall was constructed in 1965 and was renovated in 1984. Several other commercial developments are located around the mall and these include the K-Mart shopping center and the BB&T office building. The Magnolia Mall is located to the southeast of subject neighborhood and the G.E. plant is located across David McLeod Boulevard from Magnolia Mall. The downtown area of Florence is located to the east of subject neighborhood by approximately one mile. The Seaboard Coastline Railroad runs through this neighborhood and is more or less parallel to West Evans Street. However, the railroad line does not appear to be detrimental, as development has occurred throughout the neighborhood.

Physical features are as follows:

1. Size                           36.35 acres
                                  Parcel A - 34.06 acres or
                                  1,483,687 square feet
                                  Parcel B - 2.29 acres or 99,674 square feet

2. Identity                       104 West Evans Street
                                  TMS # 90017-01-01, 04, 05, 06, 07,08, 09,13
                                  TMS #90025-01-08, 05

3. Shape                          Irregular

4. Topography                     Level and on street grade with West Evans
                                  Street and West Palmetto Street

5. Accessability                  Good

6. Utilities                      Municipal

Physical Description

Building features are as follows:

1. Size (net)                     247,064 square feet

2. Layout & Design                1 story shopping mall

3. Parking Spaces                 1,292
                                  5.23 per 1,000 square of net area

4. Construction                   Masonry construction

Market Position and Marketability Conclusions

The subject neighborhood is established and has been so for a number of years. This particular neighborhood is considered to be a relocation of the original downtown area of Florence. After subject property was constructed, a number of other developments have occurred around the property. The Magnolia Mall, Florence Commons and Crossroads Center are located on David McLeod Boulevard. Lowe's Home Improvement Center is also located on David McLeod Boulevard. The core of the shopping area for the Florence area is in subject neighborhood. The stability should be maintained in the future and there should be continued improvement.

The subject property is located in the western section of Florence. The development of this neighborhood for commercial properties began in 1965 with the development of subject property. Over the years, commercial developments have occurred around subject property and other shopping centers have occurred on David McLeod Boulevard at the intersection with I-95. The Magnolia Mall contains 567,000 square feet with the anchor tenants being Belk's, JC Penney's, Roses and Sears. This mall has operated at a high occupancy rate. The Florence Commons is located adjacent to the Magnolia Mall. This is a community center containing 197,245 square feet. The major tenants when the mall opened were Goody's, Brendle's and Phar-mor. Brendle's and Phar-mor have vacated the premises because of financial difficulties. Replacement occupants are Electric Avenue for the Phar-mor store and Tag's for the Brendle's store. The rental rates for the shops range from $9.50 to $12.00 per square foot. The K-Mart shopping center is located across Hoffmeyer Road from subject. There are several small shops, but K-Mart occupies the majority of the center. The rental rates for the shops range from $8.25 to $9.00 per square foot. The Cashua Commons is a neighborhood shopping center located on North Cashua Drive. This center contains 39,400 square feet with Food Lion as the major tenant. The rental rates for the shops are from $8.50 to $9.50 per square foot.

The subject property contains 247,064 square feet. JC Penney's was an occupant in this center at the beginning. At this time, the major tenants are Peebles-Kimbrell which is a department store, Rogers Brothers Fabrics, Eckerd, Books-A-Million, Piggly Wiggly and Fleet Mortgage Group, who are occupying office space. The rental rates for the anchor tenants range from $2.00 per square foot to $7.51 per square foot. The shop space is being rented at a range from $3.38 to $15.08 per square foot. The majority of the shop space is being rented in a range from $6.00 to $9.00 per square foot. The rental comparables range from $2.50 per square foot to $14.00 per square foot.

Subject property also has a medical building that is under construction at this time. This building is a single tenant building located on Hoffmeyer Road across the street from the mall, but is part of subject property. The size of this medical building is 22,080 square feet with an annual rental of $309,120 which computes to $14.00 per square foot. The lessee will be Carolinas Hospital System for a term of ten years. The landlord is responsible for the base year for hazard insurance and structural repairs and maintenance. The tenant is responsible for all other expenses.

The Blue Cross/Blue Shield building is a single tenant building and the rental rate is $13.94 per square foot which increases one percent annually. This is a net lease with the landlord being responsible for real estate taxes, hazard insurance and structural repairs. The Medical Park East and the Medical Park West are multi-tenant buildings located in the McLeod Regional Center. The rental rates for Medical Park East are from $13.50 to $14.00 per square foot while the rental rates for Medical Park West are from $11.50 to $12.00 per square foot. These are full service leases with expense stops at $4.00 per square foot for Medical Park East and $3.50 per square foot for Medical Park West.

Trends

The subject property is located in the western section of Florence which is the commercial retail district of Florence at this time. Development began in 1965 and has continued since that time. While the neighborhood is practically built-out, it is considered to be stable at this time and the stability will be maintained in the future. The make-up of the neighborhood should remain the same without any changes in future years. There are no known shopping malls or shopping centers that are planned for the Florence area at this time.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I. COMPARABLE PROPERTIES
A  PROPERTY DESCRIPTION

                                       SUBJECT                     COMPARABLE 1               COMPARABLE 2
                                       -------                     ------------               ------------
1. Identification
     a. Name               Florence Mall                     Magnolia Mall             Florence Commons
                           --------------------------------  ------------------------  ---------------------------

     b. Street             104 West Evans Street             I-20 Spur at I-95         I-20 Spur at I-95
                           --------------------------------  ------------------------  ---------------------------
     c. City               Florence, SC                      Florence, SC              Florence, SC
                           --------------------------------  ------------------------  ---------------------------
     d. Distance from      N/A                               1 mile                    1 mile
        subject
                           --------------------------------  ------------------------  ---------------------------
     e. Contact            Edens Avant, Inc.                 Equity Prop. & Dev. LP    Georgetown Mgmt. Co.
                           --------------------------------  ------------------------  ---------------------------
     f. Phone              803-779-4420                      (312) 466-3100            (770) 392-1073
                           --------------------------------  ------------------------  ---------------------------
2. Attributes
     a. Year built         1965, Renovated 1984              1979                      1990
                           --------------------------------  ------------------------  ---------------------------
     b. Net sq. Ft.        247,064                           567,000                   197,245
                           --------------------------------  ------------------------  ---------------------------
     c. # building         1                                 1                         1
                           --------------------------------  ------------------------  ---------------------------
     d. # stories          1                                 1                         1
                           --------------------------------  ------------------------  ---------------------------
     e. Avg. Floor plate
        size (sq. Ft.),
        if office          N/A                               N/A                       N/A
                           --------------------------------  ------------------------  ---------------------------
     f. # elevators        N/A                               N/A                       N/A
                           --------------------------------  ------------------------  ---------------------------
     g. Parking            Adequate                          Adequate                  Adequate
                           --------------------------------  ------------------------  ---------------------------
     h. Construction Type  Masonry                           Masonry                   Brick/Concrete Block
                           --------------------------------  ------------------------  ---------------------------
     i. Vacancy %          0.40%                             7.20%                     14.60%
                           --------------------------------  ------------------------  ---------------------------
                           Peebles-Kimbrell, Rogers Bros.
                           Fabrics, Eckerd,                  Belk's, JC Penney's,      Goody's, Electric Avenue,
     j. Anchors, if        Books-A-Million, Piggly Wiggly,   Roses, Sears              Tag's
        Retail             Fleet Mort. Group
                           --------------------------------  ------------------------  ---------------------------

                                   COMPARABLE 3               COMPARABLE 4
                                   ------------               ------------
1. Identification
     a. Name                  K-Mart SHC                Cashua Commons
                              ----------------------    ------------------------
                              Hoffmeyer Road at
     b. Street                West Evans Street         330-360 N. Cashua Drive
                              ----------------------    ------------------------
     c. City                  Florence, SC              Florence, SC
                              ----------------------    ------------------------
     d. Distance from         Across street             1 mile
        subject
                              ----------------------    ------------------------
     e. Contact               Baker & Baker             Crescent Resources, Inc.
                              ----------------------    ------------------------
     f. Phone                 (803) 254-8987            (704) 382-2387
                              ----------------------    ------------------------
2. Attributes
     a. Year built            1969                      1990
                              ----------------------    ------------------------
     b. Net sq. Ft.           104,000                   39,400
                              ----------------------    ------------------------
     c. # building            1                         1
                              ----------------------    ------------------------
     d. # stories             1                         1
                              ----------------------    ------------------------
     e. Avg. Floor plate
        size (sq. Ft.),
        if office             N/A                       N/A
                              ----------------------    ------------------------
     f. # elevators           N/A                       N/A
                              ----------------------    ------------------------
     g. Parking               Adequate                  Adequate
                              ----------------------    ------------------------
     h. Construction Type     Brick/Concrete Block      Brick/Concrete Block
                              ----------------------    ------------------------
     i. Vacancy %             0%                        17.26%
                              ----------------------    ------------------------


     j. Anchors, if           K-Mart                    Food Lion
        Retail
                              ----------------------    ------------------------

Comments: These comparables are located in subject neighborhood. There are other comparable shopping centers that are located in the southern portion of Florence along US Highway #52. The Magnolia Mall in Comparable #1 is approximately twice as large as subject. The community shopping center in Comparable #2 is slightly smaller than subject. Comparable #3 is located across the street from subject, while Comparable #4 is located to the northeast of subject and is a smaller center. Subject is the older center in the neighborhood but was renovated in 1984. Portions of subject are occupied with office space users such as Fleet Mortgage Group and the medical building that is under construction.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B. RENTAL INFORMATION

                                     SUBJECT             COMPARABLE 1           COMPARABLE 2          COMPARABLE 3
                                     -------             ------------           ------------          ------------
1.  Asking Rental Rate
     a. Anchor Space          $2.00 - $7.51         N/A                     N/A                   N/A
                              --------------------  ----------------------  --------------------  --------------------
     b. Shop Space            $3.38 - $15.08        $9.00 - $14.00          $9.50 - $12.00        $8.25 - $9.00
                              --------------------  ----------------------  --------------------  --------------------
2.  Lease Type (Gross/Net)    Triple Net            Triple Net              Triple Net            Triple Net
                              --------------------  ----------------------  --------------------  --------------------
3.  Rent Concessions          None                  None                    None                  None
                              --------------------  ----------------------  --------------------  --------------------
4.  Effective Rent            $3.38 - $15.08        $9.00 - $14.00          $9.50 - $12.00        $8.25 - $9.00
                              --------------------  ----------------------  --------------------  --------------------
5.  TI Allowance              None                  None                    None                  None
                              --------------------  ----------------------  --------------------  --------------------
6.  Expense Stop              None                  None                    None                  None
                              --------------------  ----------------------  --------------------  --------------------
7.  Length of Lease Term      3 - 5 years (shop)    3 - 5 years (shop)      3 - 5 years (shop)    3 - 5 years (shop)
                              --------------------  ----------------------  --------------------  --------------------
8.  Commissions               5.00% to 7.00%        5.00% to 7.00%          5.00% - 7.00%         5.00% to 7.00%
                              --------------------  ----------------------  --------------------  --------------------
9.  Percentage Rent                                 Belk's, JC Penney's,    Electric Avenue,
    (per lease terms)         Anchor Tenants        Roses, Sears            Goody's, Tag's        K-Mart
                              --------------------  ----------------------  --------------------  --------------------
10. Historical Annual
    Absorption/sq.ft.         N/A                   N/A                     N/A                   N/A
                              --------------------  ----------------------  --------------------  --------------------
11. Annual Operating Expense
psf (Including taxes)
                              N/A                   N/A                     N/A                   N/A
                              --------------------  ----------------------  --------------------  --------------------

C. RANK RELATIVE TO SUBJECT
      (inferior,
        similar, superior)    N/A                   Superior                Superior              Similar
                              --------------------  ----------------------  --------------------  --------------------

                                    COMPARABLE 4
                                    ------------
1.  Asking Rental Rate
     a. Anchor Space            N/A
                                --------------------
     b. Shop Space              $2.50 - $7.25
                                --------------------
2.  Lease Type (Gross/Net)      Triple Net
                                --------------------
3.  Rent Concessions            None
                                --------------------
4.  Effective Rent              $2.50 - $7.25
                                --------------------
5.  TI Allowance                None
                                --------------------
6.  Expense Stop                None
                                --------------------
7.  Length of Lease Term        3 - 5 years (shop)
                                --------------------
8.  Commissions                 5.00% to 7.00%
                                --------------------
9.  Percentage Rent
    (per lease terms)           Food Lion
                                --------------------
10. Historical Annual
    Absorption/sq.ft.           N/A
                                --------------------
11. Annual Operating Expense
psf (Including taxes)
                                N/A
                                --------------------

C. RANK RELATIVE TO SUBJECT
      (inferior,
        similar, superior)      Similar
                                --------------------

D. EXPLAIN RANKING/COMMENTS: Comparables #1 and #2 have been ranked as superior to subject. These comparables are not as old as subject and the make-up of the tenants is different. The anchor tenants in these comparables are considered to be stronger than in subject which increases the strength of the income stream. Comparables #3 and #4 are considered to be similar to subject property. K-Mart has been occupying space in Comparable #3 since 1969.

LOCAL RENTAL COMPARABLES
------------------------

Comparable Rental No. 1
================================================================================

                                [GRAPHIC OMITTED]

Name:                    Magnolia Mall
Location:                I-20 Spur at I-95
                         Florence, SC
Year Built:              1979
Total Size:              567,000 SF
Vacant Space:            40,824 SF
Vacancy Rate:            7.2%
Rental Range:            $9.00 - $14.00 per square foot
Tenant Expenses:         Triple Net

Remarks: Major tenants are Belk's department store, JC Penney's, Roses and Sears. This is an attractive mall and has operated at a high occupancy rate. There are 70 stores in this mall.

Comparable Rental No. 2
================================================================================

                                [GRAPHIC OMITTED]

Name:                  Florence Commons
Location:              I-20 Spur at I-95
                       Florence, SC
Year Built:            1990
Total Size:            197,245 SF
Vacant Space:          28,800  SF
Vacancy Rate:          14.60%
Rental Range:          $9.50 - $12.00 per square foot
Tenant Expenses:       Triple Net

Remarks: The major tenant is Goody's. Other major tenants that have closed stores are Brendle's and Phar-mor. Replacements are Electric Avenue in the Phar-mor store and Tag's in the Brendle's store.

Comparable Rental No. 3
================================================================================

                                [GRAPHIC OMITTED]

Name:                  K-Mart shopping center
Location:              Hoffmeyer Road at West Evans Street
                       Florence, Sc
Year Built:            1969
Total Size:            104,000 SF
Vacant Space:          None
Vacancy Rate:          0%
Rental Range:          $8.25 - $9.00 per square foot
Tenant Expenses:       Triple Net

Remarks: This center is anchored by K-Mart stores who occupies the majority of the space. Other stores are Pic-N-Pay shoes, One Price
                       Clothing, Little Ceasar's and Self Serve
                       Laundry.

Comparable Rental No. 4
================================================================================

                                [GRAPHIC OMITTED]

Name:                  Cashua Commons
Location:              330 - 360 North Cashua Drive
                       Florence, SC
Year Built:            1990
Total Size:            39,400 SF
Vacant Space:          6,800 SF
Vacancy Rate:          17.26%
Local Rent Range:      $2.50 - $7.25 per square foot
Tenant Expenses:       Triple Net

Remarks:               This is a neighborhood center that is
                       located in the neighborhood. The major
                       tenant is Food Lion.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II. SALES COMPARABLES
================================================================================

                                          SUBJECT             COMPARABLE 1            COMPARABLE 2         COMPARABLE 3
                                          -------             ------------            ------------         ------------
1. Identification
    a. Name                        Florence Mall          Barnwell Plaza          Triangle Village       Hampton Plaza
                                   ---------------------  ----------------------  ---------------------  -----------------
                                                                                  Sunset Blvd. & Lake    2864 Wilma
    b. Street Address              104 West Evans Street  1019 Dunbarton Blvd.    Dr.                    Randolph Blvd.
                                   ---------------------  ----------------------  ---------------------  -----------------
    c. City                        Florence, SC           Barnwell, SC            Lexington, SC          Clarksville, TN
                                   ---------------------  ----------------------  ---------------------  -----------------
    d. Distance from Subject       N/A                    175 miles               125 miles              435 miles
                                   ---------------------  ----------------------  ---------------------  -----------------
2. Attributes
    a. Year Built                  1965                   1985                    1985                   1988
                                   ---------------------  ----------------------  ---------------------  -----------------
    b. Net sq. feet                247,064                70,725                  115,754                189,302
                                   ---------------------  ----------------------  ---------------------  -----------------
    c. # Buildings                 1                      1                       1                      1
                                   ---------------------  ----------------------  ---------------------  -----------------
    d. # of Stories                1                      1                       1                      1
                                   ---------------------  ----------------------  ---------------------  -----------------
    e. Vacancy %                   0.40%                  9.00%                   1.3%                   0%
                                   ---------------------  ----------------------  ---------------------  -----------------
3. Sales Information
    a. Sales Price                 N/A                    $2,860,620              $4,489,380             $6,150,000
                                   ---------------------  ----------------------  ---------------------  -----------------
    b. Sales Price PSF             N/A                    $40.45                  $38.78                 $23.24
                                   ---------------------  ----------------------  ---------------------  -----------------
    c. Date                        N/A                    01-01-95                01-31-95               12-26-95
                                   ---------------------  ----------------------  ---------------------  -----------------
    d. NOI at time of Sale         N/A                    330,327                 480,919                753,627
                                   ---------------------  ----------------------  ---------------------  -----------------
    e. Cap. Rate                   N/A                    11.55%                  10.71%                 12.25%
                                   ---------------------  ----------------------  ---------------------  -----------------
4. Rank Relative to Subject
    (inferior, similar, superior)  N/A                    Similar                 Similar                Similar
                                   ---------------------  ----------------------  ---------------------  -----------------

                                        COMPARABLE 4
                                        ------------
1. Identification
    a. Name                        Cumberland Place
                                   -----------------------
                                   209 New Swithville Hwy.
    b. Street Address
                                   -----------------------
    c. City                        McMinnville, TN
                                   -----------------------
    d. Distance from Subject       315 miles
                                   -----------------------
2. Attributes
    a. Year Built                  1988
                                   -----------------------
    b. Net sq. feet                143,951
                                   -----------------------
    c. # Buildings                 1
                                   -----------------------
    d. # of Stories                1
                                   -----------------------
    e. Vacancy %                   4.3%
                                   -----------------------
3. Sales Information
    a. Sales Price                 $5,225,050
                                   -----------------------
    b. Sales Price PSF             $36.30
                                   -----------------------
    c. Date                        12-26-95
                                   -----------------------
    d. NOI at time of Sale         693,726
                                   -----------------------
    e. Cap. Rate                   13.28%
                                   -----------------------
4. Rank Relative to Subject
    (inferior, similar, superior)  Similar
                                   -----------------------

Explain Ranking/Comments: These comparables are considered to be similar to subject. Each of these comparables had a Wal-Mart store in the center and Wal-Mart has vacated the premise moving to a superstore that was built within the same block. However, the Wal-Mart lease has eight to 12 years remaining with rents to be paid from Wal-Mart. These are older centers and it is thought that they are similar to subject.

COMPARABLE IMPROVED SALES
-------------------------

Comparable Sale No. 1
================================================================================

                                [GRAPHIC OMITTED]

TMS                       072- 06- 04- 11, 20
NAME                      Barnwell Plaza
LOCATION                  1019 Dunbarton Boulevard, Barnwell, SC
GRANTOR                   1994 N1 SC Associates, LP
GRANTEE                   Tri Centers, LP
DEED REFERENCE            Book 282/Page 137
DATE                      Jan 31, 1995
SALES PRICE               $2,860,620
ADJUSTED SALES PRICE      $2,860,620
SIZE BUILDING             70,725
SALES PRICE PER S.F.      $40.45
SIZE LAND (ACRES)         11.28
SIZE LAND (S.F.)          491,357
YEAR BUILT                1985
LAND/BUILDING RATIO       6.95 To 1
UTILITIES                 All available
VERIFICATION              Appraiser
ZONING                    Commercial
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $399,045
GROSS INCOME MULTIPLE     7.17
EGIM                      7.17
NET OPERATING INCOME      $330,327
OVERALL RATE              11.55%
TYPE OF PURCHASER         Private Investor
COMMENTS:                 This is a good quality community shopping center
                          located in the town of Barnwell in Barnwell County
                          (pop. 20,000) in western South Carolina.
                          Approximately 91% of the center was comprised of anchor space, including Wal-Mart (34,875 SF), Food
                          Lion (21,000 SF) and Revco Drugs (8,450 SF). The income and expense data here is based on the center's actual performance at the time of sale, and include approximately $0.50 SF in overage rents from Wal-Mart and $0.10 SF in reserves.

(590)

Comparable Sale No. 2
================================================================================

                                [GRAPHIC OMITTED]

NAME                      Lexington Triangle Village
LOCATION                  U.S. 378 and North Lake Drive (SC #6), Lexington, SC
GRANTOR                   1994 N1 SC Associates
GRANTEE                   Tri Centers, LP
DEED REFERENCE            Book 3260, Page 199
DATE                      Jan 31, 1995
SALES PRICE               $4,489,380
ADJUSTED SALES PRICE      $4,489,380
SIZE BUILDING             115,754
SALES PRICE PER S.F.      $38.78
SIZE LAND (ACRES)         12.51
SIZE LAND (S.F.)          544,936
YEAR BUILT                1985
LAND/BUILDING RATIO       4.71 To 1
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $607,469
GROSS INCOME MULTIPLE     7.39
EGIM                      7.39
NET OPERATING INCOME      $480,919
OVERALL RATE              10.71%
TYPE OF PURCHASER         Private Investor
COMMENTS:                 This center is anchored by Wal-Mart (65,904 SF) and
                          Food Lion (25,000 SF) and there are 7 local shops totaling 24,850 SF (21.5 percent). At the time of sale, the center was 98.7 percent occupied with only
                          2,000 SF vacant. Wal-Mart has a base rent of $3.55 and the lease expires 11/05. Currently, Wal-Mart is paying about $0.50 per SF overage rent and Wal-Mart is expected to leave the center in the near future as no expansion room is available. The estimated cap rate excludes potential overage rent form Wal-Mart and only excludes income from the 2,000 SF vacant bay. Projected expenses include $0.10 per SF reserves. The center is masonry with brick front and metal mansard canopy roof and in average condition.
                          No outparcels were included with this sale.

(763)

Comparable Sale No. 3
================================================================================

                                [GRAPHIC OMITTED]

NAME                      Hampton Plaza
LOCATION                  2864 Wilma Rudolph Boulevard, Clarksville, TN
GRANTOR                   Aetna Life Insurance Company
GRANTEE                   Hampton II, LP
DEED REFERENCE            Book 580, Page 1793
DATE                      Dec 26, 1995
SALES PRICE               $6,150,000
ADJUSTED SALES PRICE      $6,150,000
SIZE BUILDING             189,302
SALES PRICE PER S.F.      $32.49
SIZE LAND (ACRES)         23.24
SIZE LAND (S.F.)          1,012,334
YEAR BUILT                1988
LAND/BUILDING RATIO       5.35 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    C-3, Shopping Center District
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $937,119
GROSS INCOME MULTIPLE     6.37
EGIM                      6.56
NET OPERATING INCOME      $753,627
OVERALL RATE              12.25%
TYPE OF PURCHASER         Private Investor
COMMENTS:                 This is a community shopping center with Wal-Mart as
                          a major tenant prior to a new Wal-Mart Superstore being built on the same block. While Wal-Mart remains liable for the lease, the store is vacant. The remainder of the center is occupied.

(759)

Comparable Sale No. 4
================================================================================

                                [GRAPHIC OMITTED]

NAME                      Cumberland Place
LOCATION                  209 New Smithville Highway, McMinnville, TN
GRANTOR                   Aetna Life Insurance
GRANTEE                   Cumberland II, LP
DEED REFERENCE            Book 287, Page 204
DATE                      Dec 26, 1995
SALES PRICE               $5,225,050
ADJUSTED SALES PRICE      $5,225,050
SIZE BUILDING             143,951
SALES PRICE PER S.F.      $36.30
SIZE LAND (ACRES)         19.64
SIZE LAND (S.F.)          855,518
YEAR BUILT                1988
LAND/BUILDING RATIO       5.94 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    C-3, Highway Commercial District
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $875,830
GROSS INCOME MULTIPLE     5.79
EGIM                      5.97
NET OPERATING INCOME      $693,726
OVERALL RATE              13.28%
TYPE OF PURCHASER         Private Investor
COMMENTS:                 This is a community shopping center. Wal-Mart was the
                          major tenant and remains liable for the lease for the remaining term. A new Wal-Mart Superstore was built one block west of this property.

(762)

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I. COMPARABLE PROPERTIES
A PROPERTY DESCRIPTION

                                         SUBJECT                  COMPARABLE 1              COMPARABLE 2            COMPARABLE 3
                                         -------                  ------------              ------------            ------------
1.  Identification

                                 Space #530
     a. Name                     Medical Office Building     Blue Cross/Blue Shield    Medical Park East       Medical Park West
                                 ------------------------    ------------------------  ----------------------  ---------------------
     b. Street                   N/S Hoffmeyer St.           2141 Westgate Place       East Cheves Street      East Cheves Street
                                 ------------------------    ------------------------  ----------------------  ---------------------
     c. City                     Florence, SC                Florence, SC              Florence, SC            Florence, SC
                                 ------------------------    ------------------------  ----------------------  ---------------------
     d. Distance from subject    N/A                         1/2  mile                 1 mile                  1 mile
                                 ------------------------    ------------------------  ----------------------  ---------------------
     e. Contact                  Edens Avant, Inc.           N/A                       N/A                     N/A
                                 ------------------------    ------------------------  ----------------------  ---------------------
     f. Phone                    803-779-4420                N/A                       N/A                     N/A
                                 ------------------------    ------------------------  ----------------------  ---------------------
2.  Attributes

     a. Year built               Under Construction          1990                      1992                    1986
                                 ------------------------    ------------------------  ----------------------  ---------------------
     b. Net sq. Ft.              22,080                      110,454                   81,992                  54,243
                                 ------------------------    ------------------------  ----------------------  ---------------------
     c. # building                1                           1                         1                       1
                                 ------------------------    ------------------------  ----------------------  ---------------------
     d. #stories                  1                           2                         6                       3
                                 ------------------------    ------------------------  ----------------------  ---------------------
     e. Avg. Floor plate size
         (sq. Ft.), if office    N/A                         55,227                    13,665                  18,081
                                 ------------------------    ------------------------  ----------------------  ---------------------
     f. # elevators              1                           4                         4                       2
                                 ------------------------    ------------------------  ----------------------  ---------------------
     g. Parking                  Adequate                    Adequate                  Adequate                Adequate
                                 ------------------------    ------------------------  ----------------------  ---------------------
     h. Construction Type        Brick Veneer & Stucco       Brick/Concrete Block      Brick/Concrete Block    Brick/Concrete Block
                                 ------------------------    ------------------------  ----------------------  ---------------------
     i. Vacancy %                0%                          0%                        5.0%                    7.75%
                                 ------------------------    ------------------------  ----------------------  ---------------------
     j. Anchors, if Retail       Carolinas Hospital          Blue Cross/Blue Shield    N/A                     N/A
                                 System
                                 ------------------------    ------------------------  ----------------------  ---------------------

Comments: These comparables rentals are located in Florence. Comparable #1 is located in subject neighborhood and is a single tenant building such as subject, but is a larger building. Comparables #2 and #3 are multi-tenant buildings and are located in the McLeod Regional Medical Center Campus. These are multi-story buildings. Subject is under construction and is under a long term lease for ten years, whereas, Comparable #1 has approximately five years remaining on the original lease term. Comparables #2 and #3 have short term leases because of the buildings being multi-tenant buildings.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B. RENTAL INFORMATION

                                  SUBJECT       COMPARABLE 1        COMPARABLE 2       COMPARABLE 3
                                  -------       ------------        ------------       ------------
1.  Asking Rental Rate
     a. Anchor Space             $15.15      $13.94               N/A                N/A
                                 ----------  -------------------  -----------------  -----------------
     b. Shop Space               N/A         N/A                  $13.50 - $14.00    $11.50 - $12.00
                                 ----------  -------------------  -----------------  -----------------
2.  Lease Type (Gross/Net)       Net         Net                  Gross              Gross
                                 ----------  -------------------  -----------------  -----------------
3.  Rent Concessions             None        None                 None               None
                                 ----------  -------------------  -----------------  -----------------
4.  Effective Rent               $15.15      $13.94               $13.50 - $14.00    $11.50 - $12.00
                                 ----------  -------------------  -----------------  -----------------
5.  TI Allowance                 None        None                 None               None
                                 ----------  -------------------  -----------------  -----------------
6.  Expense Stop                 None        None                 None               None
                                 ----------  -------------------  -----------------  -----------------
7.  Length of Lease Term         10 years    5 years remaining    3 - 5 years        3 - 5 years
                                 ----------  -------------------  -----------------  -----------------
8.  Commissions                  None        Cashed Out           5.00% - 7.00%      5.00%  - 7.00%
                                 ----------  -------------------  -----------------  -----------------
9.  Percentage Rent
    (per lease terms)            None        None                 None               None
                                 ----------  -------------------  -----------------  -----------------
10. Historical Annual
    Absorption/sq.ft.            N/A         N/A                  N/A                N/A
                                 ----------  -------------------  -----------------  -----------------
11. Annual Operating
Expense psf (Including taxes)    N/A         N/A                  N/A                N/A
                                 ----------  -------------------  -----------------  -----------------
C. RANK RELATIVE TO SUBJECT
   (inferior,
    similar, superior)           N/A         Similar              Similar            Similar
                                 ----------  -------------------  -----------------  -----------------

D. EXPLAIN RANKING/COMMENTS: These comparables have been rated as similar to subject. Comparable #1 would probably be the most similar, in that, it is located in the neighborhood and is a single tenant building such as subject. The rental rate increases 1 percent annually for this building. The rental rate for subject was increased from $14.00 per square foot to $15.15 per square foot as additional items were requested by the tenant. The cost was $125,080 for these items which are: 1. Hydro therapy pool and assorted equipment; 2. Data lines; 3. Data lines drops.

LOCAL RENTAL COMPARABLES
------------------------

Comparable Rental No. 1
================================================================================

                                [GRAPHIC OMITTED]

Name:               Blue Cross/Blue Shield
Location:           2141 Westgate Place
                    Florence, SC
Year Built:         1990
Total Size:         110,454 SF
Vacant Space:       None
Vacancy Rate:       0%
Rental Range:       $13.94
Tenant Expenses:    Net lease, tenant is responsible for all
                    expenses except for base year real estate taxes, hazard insurance and structural repairs.

Remarks: This is a single tenant building. The base rent increases by 1.0 percent annually.
                    Landlord expenses are estimated to be as follows:

                    Real Estate Taxes - $0.75 per square foot
                    Hazard Insurance - $0.10 per square foot
                    Structural Repairs - $0.10 per square foot.

Comparable Rental No. 2
================================================================================

                                [GRAPHIC OMITTED]

Name:               Medical Park East
Location:           East Cheves Street
                    Florence, SC
Year Built:         1992
Total Size:         81,992 SF
Vacant Space:       5,000 SF
Vacancy Rate:       5.0%
Rental Range:       $13.50 - $14.00
Tenant Expenses:    Gross lease - full services

Remarks: This is a medical building in a multi-tenant building located on the McLeod Regional Center Campus. It is a modern, six story building in good condition. The average expense stop is at $4.00 per square foot.

Comparable Rental No. 3
================================================================================

                                [GRAPHIC OMITTED]

Name:               Medical Park West
Location:           East Cheves Street
                    Florence, SC
Year Built:         1986
Total Size:         54,243 SF
Vacant Space:       4,200 SF
Vacancy Rate:       7.75%
Local Rent Range:   $11.50 - $12.00
Tenant Expenses:    Gross lease - full services

Remarks: This is a medical office building that is located on the McLeod Regional Medical Center Campus with multi-tenants. It is a three story building in average condition. The average expense stop is at $3.50 per square foot.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II. SALES COMPARABLES

                                       SUBJECT                COMPARABLE 1             COMPARABLE 2              COMPARABLE 3
                                       -------                ------------             ------------              ------------
1. Identification
                               Space #530                Pee Dee Mental Health    Stokes Regional Eye       Sunset Medial Office
     a. Name                   Medical Office Building   Building                 Clinic                    Building
                               ------------------------  -----------------------  ------------------------  ----------------------

     b. Street Address         N/S Hoffmeyer Street      500 S. Coit Street       602 East Cheves Street    1816 Marshall Street
                               ------------------------  -----------------------  ------------------------  ----------------------
     c. City                   Florence, SC              Florence, SC             Florence, SC              Columbia, SC
                               ------------------------  -----------------------  ------------------------  ----------------------
     d. Distance from Subject  N/A                       0.75 mile                1 mile                    75 miles
                               ------------------------  -----------------------  ------------------------  ----------------------
2. Attributes

     a. Year Built             Under Construction        1975, Renovated 1986     1978, Renovated 1988      1988
                               ------------------------  -----------------------  ------------------------  ----------------------
     b. Net sq. feet           22,080                    3,815                    25,877                    22,300
                               ------------------------  -----------------------  ------------------------  ----------------------
     c. # Buildings            1                         1                        1                         1
                               ------------------------  -----------------------  ------------------------  ----------------------
     d. # of Stories           1                         1                        1                         1
                               ------------------------  -----------------------  ------------------------  ----------------------
     e. Vacancy %              0%                        0%                       0%                        0%
                               ------------------------  -----------------------  ------------------------  ----------------------
3. Sales Information

     a. Sales Price            N/A                       $343,500                 $4,350,000                $2,225,000
                               ------------------------  -----------------------  ------------------------  ----------------------
     b. Sales Price PSF        N/A                       $90.04                   $168.10                   $99.78
                               ------------------------  -----------------------  ------------------------  ----------------------
     c. Date                   N/A                       06-12-92                 05-01-96                  04-08-93
                               ------------------------  -----------------------  ------------------------  ----------------------
     d. NOI at time of Sale    N/A                       $30,710                  N/A                       $206,323
                               ------------------------  -----------------------  ------------------------  ----------------------
     e. Cap. Rate              N/A                       8.94%                    N/A                       9.27%
                               ------------------------  -----------------------  ------------------------  ----------------------
4. Rank Relative to Subject
   (inferior, similar,
     superior)                 N/A                       Similar                  Similar                   Similar
                               ------------------------  -----------------------  ------------------------  ----------------------

Explain Ranking/Comments: These comparable building sales have been ranked as similar to subject. Comparables #1 and #2 are located in Florence. Comparable #1 is a smaller building while Comparable #2 is approximately the same size building as subject. These are older buildings. Comparable #3 is located in Columbia and across the street from the Richland Memorial Hospital. This building was built in 1988 and is approximately the same size as subject.

COMPARABLE IMPROVED SALES
-------------------------

Comparable Sale No. 1
================================================================================

                                [GRAPHIC OMITTED]

TMS                       90088-06-10
NAME                      Pee Dee Mental Health Building
LOCATION                  500 South Coit Street, Florence, SC
GRANTOR                   Kenneth H. and Robin R. Hanger
GRANTEE                   McLeod Regional Medical Center
DEED REFERENCE            Book A-364, Page 1956
DATE                      Jun 12, 1992
SALES PRICE               $343,500
ADJUSTED SALES PRICE      $343,500
SIZE BUILDING             3,815
SALES PRICE PER S.F.      $90.04
SIZE LAND (ACRES)         0.38
SIZE LAND (S.F.)          16,758
YEAR BUILT                1975 (remodeled 1986)
LAND/BUILDING RATIO       4.39 To 1
UTILITIES                 All municipal available
ZONING                    GB, General Business
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $38,150
GROSS INCOME MULTIPLE     9.00
EGIM                      9.00
NET OPERATING INCOME      $30,710
OVERALL RATE              8.94%
TYPE OF PURCHASER         Private Investor
COMMENTS                  One story masonry medical office building leased to
                          Pee Dee Mental Health. Lessor pays management, taxes, insurance, and repairs and maintenance. Expenses were estimated at 3% management; $0.80 per square foot taxes, $0.10 per square foot insurance, and $0.75 per square foot for repairs and maintenance. The rent is $10.00 per square foot. This building is located approximately one block from the McLeod Regional
                          Hospital, off of the major traffic artery.

Comparable Sale No. 2
================================================================================

                                [GRAPHIC OMITTED]

TMS                       90102-17-1,6,7,9,14,16; 90102-18-13,14
NAME                      Stokes Regional Eye Clinic
LOCATION                  602 East Cheves Street, Florence, SC
GRANTOR                   Stokes Properties
GRANTEE                   McLeod Regional Medical Center of the Pee Dee, Inc.
DEED REFERENCE            Book A-464; Page 581
DATE                      May 1, 1996
SALES PRICE               $4,350,000
ADJUSTED SALES PRICE      $4,350,000
SIZE BUILDING             25,877
SALES PRICE PER S.F.      $168.10
SIZE LAND (ACRES)         2.19
SIZE LAND (S.F.)          95,396
YEAR BUILT                1978/1988
LAND/BUILDING RATIO       3.69 To 1
UTILITIES                 All municipal available
ZONING                    GB, General Business
FINANCING                 Cash to seller
TYPE OF PURCHASER         Private Investor
COMMENTS                  Site consisted of two non-contiguous parcels, with
                          the building located on approx. 83,230 SF. The remainder is located across McFarlane Street from the improved parcel. Improvements consist of a 2-story medical office building located across from the McLeod Medical Center complex. A one-story addition was constructed in 1988. The major portion was constructed in 1978. It has a hydraulic elevator, emergency generator, insulated aluminum windows and was in good condition at time of sale. Approximately
                          6,900 SF of 2nd floor space is licenses as an ambulatory surgical center. Dr. Stokes indicated that the Certificate of Need did not transfer with the transfer of the real estate and Stokes Properties retained the CON. Also, Dr. Stokes indicated that this transaction reflects the real estate only, and no business, furniture, or equipment value is included. The sales price is considered by the grantors as an accurate reflection of the market value of the real estate only. This building is now leased to Stokes at an undisclosed rental rate.

(662)

Comparable Sale No. 3
================================================================================

                                [GRAPHIC OMITTED]

TMS                       11504 -27 -01, 07
NAME                      Sunset Medical Office Building
LOCATION                  1816 Marshall Street, Columbia, SC
GRANTOR                   Sunset Medical Partners
GRANTEE                   Richland Memorial Hospital
DEED REFERENCE            Book D-1136, Page 559
DATE                      Apr 8, 1993
SALES PRICE               $2,225,000
ADJUSTED SALES PRICE      $2,225,000
SIZE BUILDING             22,300
SALES PRICE PER S.F.      $99.78
SIZE LAND (ACRES)         2.40
SIZE LAND (S.F.)          104,544
YEAR BUILT                1988
LAND/BUILDING RATIO       4.29 To 1
UTILITIES                 All municipal utilities available
ZONING                    C-3, General Commercial
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $288,152
EGIM                      7.72
NET OPERATING INCOME      $206,323
OVERALL RATE              9.27%
TYPE OF PURCHASER         Private Investor
COMMENTS                  This is an office building that was leased to
                          companies related to the medical field. Portions of the building were leased to the purchaser, Richland
                          Memorial Hospital. Richland Memorial Hospital is located across the street from this property. The sale is considered to be arms length, as appraisals were performed by two competent appraisers in the city. The site consists of nearly an entire city block, and has frontage on Marshall St., Sunset
                          Blvd., Broad St., and West Avenue.

(147)

ADDENDA

o     Comparables Rental Map

o     Comparables Sales Map

o     Building Layout

o     Rent Roll

o     Photographs of Subject

                               Comparable Rentals

                                [GRAPHIC OMITTED]

                               Improved Sales Map

                                [GRAPHIC OMITTED]

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  FLORENCE MALL
           104 WEST EVANS STREET
           FLORENCE, SC 29502-0000
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                     LEASE TERM             RENT INFORMATION
                                                                                   per                Annual
Tenant Name                      Unit #   Sq Feet  Misc    From       To     MTM  SF/YR   Begin    Base Rent
-------------------------------------------------------------------------------------------------------------
PEOPLES FEDERAL SAVINGS
PEOPLES FEDERAL SAVINGS AND L   628- 100       0     P   10/01/94  09/30/04        0.00  10/01/94  33,000.00
                                                                                   0.00                 0.00
                                                                                   0.00                 0.00
                                                                                   0.00                 0.00
-------------------------------------------------------------------------------------------------------------
PEEBLES-KIMBRELL COMPANY
PEEBLES-KIMBRELL CO. OF ROXBO   628- 110  40,140         04/07/92  05/31/97        0.00                 0.00
                                                                                   0.00                 0.00
                                                                                   1.25  06/01/92  50,280.00
                                                                                   2.00  06/01/95  80,280.00
                                                                                   0.00                 0.00
                                                                                   0.00                 0.00
-------------------------------------------------------------------------------------------------------------
HOLBROOKS JEWELERS INC.
BENNY HOLBROOKS                 628- 115   3,150         08/17/94  09/30/99        0.00                 0.00
                                                                                   0.00                 0.00
                                                                                   0.00                 0.00
                                                                                   7.50  09/01/94  23,625.00
-------------------------------------------------------------------------------------------------------------
ROGERS BROTHERS FABRICS
                                628- 120  21,144         11/01/80  10/31/00        2.11  03/01/92  44,615.88
                                                                                   2.59  11/01/95  54,848.88
                                                                                   0.00                 0.00

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY                            REIMBURSEMENTS                          RENEWAL OPTIONS        PERCENT RENT
 INFORMATION                     Tax   Base   Ins    Base   CAM   Base                       per        Pcnt of  Amount     Nat
Tenant Name                     Recov  Year  Recov   Year  Recov  Year   Begin       End    SF/YR  Typ             Over     Brk
-------------------------------------------------------------------------------------------------------------------------------
PEOPLES FEDERAL SAVINGS
PEOPLES FEDERAL SAVINGS AND L   None      0  None       0  None      0  10/01/94  09/30/09   0.00       0.00             0
                                                                        10/01/09  09/30/14   0.00       0.00             0
                                                                        10/01/14  09/30/19   0.00       0.00             0
                                                                        10/01/19  09/30/24   0.00       0.00             0
-------------------------------------------------------------------------------------------------------------------------------
PEEBLES-KIMBRELL COMPANY
PEEBLES-KIMBRELL CO. OF ROXBO   None      0  None       0  Fixed     0  06/01/97  01/31/98   2.00       2.50             0   Y
                                                                        02/01/98  01/31/99   2.00       2.50             0   Y
                                                                        02/01/99  01/31/00   2.00       2.50     2,011,200   Y
                                                                        02/01/00  01/31/01   2.00       2.50     3,211,200   Y
                                                                        02/01/01  01/31/02   2.00       2.50             0   Y
                                                                        02/01/02  01/31/03   2.00       2.50             0   Y
-------------------------------------------------------------------------------------------------------------------------------
HOLBROOKS JEWELERS INC.
BENNY HOLBROOKS                 Full      0  Full       0  Full      0  10/01/99  09/30/01   9.00       0.00             0
                                                                        10/01/01  09/30/04  10.25       0.00             0
                                                                        10/01/04  09/30/09  11.75       0.00             0
                                                                                             0.00       0.00             0
-------------------------------------------------------------------------------------------------------------------------------
ROGERS BROTHERS FABRICS
                                None      0  None       0  None      0  11/01/95  10/31/00   2.68       4.00     1,000,000
                                                                        11/01/00  10/31/05   3.18       3.00     1,300,000
                                                                        11/01/05  10/31/10   3.68       3.00             0

-------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  FLORENCE MALL
           104 WEST EVANS STREET
           FLORENCE, SC 29502-0000
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                     LEASE TERM           RENT INFORMATION
                                                                                  per                Annual
Tenant Name                      Unit #  Sq Feet  Misc    From       To     MTM  SF/YR   Begin    Base Rent
------------------------------------------------------------------------------------------------------------
FLORENCE STEAM LAUNDRY
FLORENCE STEAM LAUNDRY          628- 10        0     P  11/01/88  10/31/98        0.00  11/01/91  15,000.00
                                                                                  0.00  11/01/93  16,500.00
------------------------------------------------------------------------------------------------------------
BENTON'S RESTAURANT
BENTON DUBOSE DARGAN            628- 30        0     P  01/01/96  12/31/00        0.00  01/01/91  30,024.96
                                                                                  0.00  01/01/96  37,980.96
------------------------------------------------------------------------------------------------------------
FIRST UNION NATIONAL BANK
                                628- 40        0     P  05/01/74  04/30/99        0.00  05/01/74   7,200.00
                                                                                  0.00  05/01/94  21,852.00
                                                                                  0.00  08/01/96  27,852.00
------------------------------------------------------------------------------------------------------------
S&D LIQUORS
RICHARD MAYER                   628- 50        0     P  02/01/94  01/31/99        0.00  01/01/93  13,500.00
                                                                                  0.00  02/01/94  18,000.00
                                                                                  0.00  02/01/95  20,400.00
                                                                                  0.00  02/01/96  22,800.00
                                                                                  0.00  02/01/97  25,200.00
                                                                                  0.00  02/01/98  27,600.00
------------------------------------------------------------------------------------------------------------
NEW YORK CARPET WORLD INC
NEW YORK CARPET WORLD INC       628- 60       0     P   10/15/99  10/31/99        0.00  12/01/89  89,610.00
                                                                                  0.00  11/01/94  97,077.48

------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY                      REIMBURSEMENTS                       RENEWAL OPTIONS              PERCENT RENT
 INFORMATION                Tax   Base    Ins    Base     CAM   Base                       per        Pcnt of   Amount  Nat
Tenant Name                Recov  Year   Recov   Year    Recov  Year   Begin      End     SF/YR  Typ              Over  Brk
---------------------------------------------------------------------------------------------------------------------------
FLORENCE STEAM LAUNDRY
FLORENCE STEAM LAUNDRY     Full      0  Full       0   None       0   11/01/98  10/31/03   0.00         7.00   214,300   Y
                                                                      11/01/03  10/31/08   0.00         7.00   235,700   Y
---------------------------------------------------------------------------------------------------------------------------
BENTON'S RESTAURANT
BENTON DUBOSE DARGAN       Full      0  Full       0   None       0                        0.00         0.00         0
                                                                                           0.00         0.00         0
---------------------------------------------------------------------------------------------------------------------------
FIRST UNION NATIONAL BANK
                           Full      0  None       0   None       0   05/01/94  04/30/99   0.00         0.00         0
                                                                      05/01/99  04/30/04   0.00         0.00         0
                                                                      05/01/04  04/30/09   0.00         0.00         0
---------------------------------------------------------------------------------------------------------------------------
S&D LIQUORS
RICHARD MAYER              Full      0  None       0   Full       0                        0.00         5.00   270,000   Y
                                                                                           0.00         5.00   360,000   Y
                                                                                           0.00         5.00   408,000   Y
                                                                                           0.00         5.00   456,000   Y
                                                                                           0.00         5.00   504,000   Y
                                                                                           0.00         5.00   552,000   Y
---------------------------------------------------------------------------------------------------------------------------
NEW YORK CARPET WORLD INC
NEW YORK CARPET WORLD INC  Full      0  Full       0   Full       0                        0.00         0.00         0
                                                                                           0.00         0.00         0
---------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  FLORENCE MALL
           104 WEST EVANS STREET
           FLORENCE, SC 29502-0000
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-----------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                    LEASE TERM               RENT INFORMATION
                                                                                  per                Annual
Tenant Name                     Unit #   Sq Feet  Misc    From       To     MTM  SF/YR    Begin   Base Rent
-----------------------------------------------------------------------------------------------------------
PEOPLES FEDERAL SAVINGS
PEOPLES FEDERAL SAVINGS AND L  628- 100        0     P  10/01/94  09/30/04        0.00  10/01/94  33,000.00
                                                                                  0.00                 0.00
                                                                                  0.00                 0.00
                                                                                  0.00                 0.00
-----------------------------------------------------------------------------------------------------------
PEEBLES-KIMBRELL COMPANY
PEEBLES-KIMBRELL CO. OF ROXBO  628- 110   40,140        04/07/92  05/31/97        0.00                 0.00
                                                                                  0.00                 0.00
                                                                                  1.25  06/01/92  50,280.00
                                                                                  2.00  06/01/95  80,280.00
                                                                                  0.00                 0.00
                                                                                  0.00                 0.00
-----------------------------------------------------------------------------------------------------------
HOLBROOKS JEWELERS INC.
BENNY HOLBROOKS                628- 115    3,150        08/17/94  09/30/99        0.00                 0.00
                                                                                  0.00                 0.00
                                                                                  0.00                 0.00
                                                                                  7.50  09/01/94  23,625.00
-----------------------------------------------------------------------------------------------------------
ROGERS BROTHERS FABRICS
                               628- 120   21,144        11/01/80  10/31/00        2.11  03/01/92  44,615.88
                                                                                  2.59  11/01/95  54,848.88
                                                                                  0.00                 0.00

-----------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY                         REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
 INFORMATION                    Tax   Base    Ins    Base     CAM   Base                       per        Pcnt of     Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year   Begin      End     SF/YR  Typ                Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
PEOPLES FEDERAL SAVINGS
PEOPLES FEDERAL SAVINGS AND L   None      0  None       0   None       0  10/01/04  09/30/09   0.00        0.00            0
                                                                          10/01/09  09/30/14   0.00        0.00            0
                                                                          10/01/14  09/30/19   0.00        0.00            0
                                                                          10/01/19  09/30/24   0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
PEEBLES-KIMBRELL COMPANY
PEEBLES-KIMBRELL CO. OF ROXBO   None      0  None       0  Fixed       0  06/01/97  01/31/98   2.00        2.50            0   Y
                                                                          02/01/98  01/31/99   2.00        2.50            0   Y
                                                                          02/01/99  01/31/00   2.00        2.50    2,011,200   Y
                                                                          02/01/00  01/31/01   2.00        2.50    3,211,200   Y
                                                                          02/01/01  01/31/02   2.00        2.50            0   Y
                                                                          02/01/02  01/31/03   2.00        2.50            0   Y
------------------------------------------------------------------------------------------------------------------------------------
HOLBROOKS JEWELERS INC.
BENNY HOLBROOKS                 Full      0  Full       0   Full       0  10/01/99  09/30/01   9.00        0.00            0
                                                                          10/01/01  09/30/04  10.25        0.00            0
                                                                          10/01/04  09/30/09  11.75        0.00            0
                                                                                               0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
ROGERS BROTHERS FABRICS
                                None      0  None       0   None       0  11/01/95  10/31/00   2.68        4.00    1,000,000
                                                                          11/01/00  10/31/05   3.18        3.00    1,300,000
                                                                          11/01/05  10/31/10   3.68        3.00            0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  FLORENCE MALL
           104 WEST EVANS STREET
           FLORENCE, SC 29502-0000
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-----------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION               LEASE TERM           RENT INFORMATION
                                                                            per                Annual
Tenant Name               Unit #   Sq Feet  Misc    From       To     MTM  SF/YR     Begin  Base Rent
-----------------------------------------------------------------------------------------------------
ECKERD'S #1042
JACK ECKERD CORPORATION  628- 130  10,878         01/01/66  12/31/00        1.50  01/01/91  16,317.00
                                                                            7.51  01/01/96  81,675.00
-----------------------------------------------------------------------------------------------------
MAIL BOXES, ETC. USA
BIC COMPANY              628- 160   1,522         02/01/97  01/31/02        0.00                 0.00
                                                                            0.00                 0.00
                                                                           10.00  02/01/92  15,220.08
                                                                           10.75  02/01/97  16,361.52
                                                                           11.25  02/01/99  17,122.56
-----------------------------------------------------------------------------------------------------
WARR'S BARBER SHOP
                         628- 170     700         09/01/93  08/31/98        7.00  09/01/93   4,899.96
                                                                            8.00  09/01/96   5,600.04
-----------------------------------------------------------------------------------------------------
HOME HEALTH, INC.
HOME HEALTH, INC.        628- 200   8,861         10/01/93  09/30/98        0.00                 0.00
                                                                            0.00                 0.00
                                                                            9.14  09/01/93  81,001.08
-----------------------------------------------------------------------------------------------------
HAM'S BARBER SHOP
JERRY W. HAM             628- 220     850         08/01/88  07/31/98        0.00                 0.00
                                                                            0.00                 0.00
                                                                            8.00  01/01/94   6,800.04
                                                                            8.50  08/01/96   7,224.96
-----------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY                   REIMBURSEMENTS                         RENEWAL OPTIONS              PERCENT RENT
 INFORMATION              Tax   Base   Ins    Base     CAM   Base                       per         Pcnt of     Amount  Nat
Tenant Name              Recov  Year  Recov   Year    Recov  Year    Begin     End     SF/YR  Typ                 Over  Brk
---------------------------------------------------------------------------------------------------------------------------
ECKERD'S #1042
JACK ECKERD CORPORATION   None     0   None      0     None     0  01/01/96  12/31/00   7.50         2.00      815,900   Y
                                                                   01/01/01  12/31/05   8.50         2.00    4,083,800   Y
---------------------------------------------------------------------------------------------------------------------------
MAIL BOXES, ETC. USA
BIC COMPANY               Full     0   Full      0     Full     0  02/01/92  01/31/97   1.00         0.00            0
                                                                   02/01/02  01/31/07   0.00         0.00            0
                                                                                        0.00         0.00            0
                                                                                        0.00         0.00            0
                                                                                        0.00         0.00            0
---------------------------------------------------------------------------------------------------------------------------
WARR'S BARBER SHOP
                          Full     0   Full      0     Full     0                       0.00         0.00            0
                                                                                        0.00         0.00            0
---------------------------------------------------------------------------------------------------------------------------
HOME HEALTH, INC.
HOME HEALTH, INC.         Full     0   Full      0     Full     0  10/01/98  09/30/03   6.75         0.00            0
                                                                                        0.00         0.00            0
                                                                                        0.00         0.00            0
---------------------------------------------------------------------------------------------------------------------------
HAM'S BARBER SHOP
JERRY W. HAM              Full     0   Full      0     Full     0  08/01/98  07/31/03  10.00         0.00            0
                                                                                        0.00         0.00            0
                                                                                        0.00         0.00            0
                                                                                        0.00         0.00            0
---------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  FLORENCE MALL
           104 WEST EVANS STREET
           FLORENCE, SC 29502-0000
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                  LEASE TERM              RENT INFORMATION
                                                                                  per                 Annual
Tenant Name                     Unit #  Sq Feet  Misc    From      To     MTM    SF/YR   Begin     Base Rent
-------------------------------------------------------------------------------------------------------------
MOVIE GALLERY
MGA INC. (F/K/A FINKLEA'S MAG  628-250   4,500         11/01/87 10/31/97          7.00  11/01/92   31,500.00
                                                                                  7.50  11/01/95   33,750.00
-------------------------------------------------------------------------------------------------------------
BOOKS A MILLION #376
BOOKS A MILLION, INC.          628-260  21,153         06/15/95 06/30/05          5.50  07/05/95  116,341.44
                                                                                  0.00                  0.00
                                                                                  0.00                  0.00
                                                                                  5.75  07/05/98  121,629.72
                                                                                  6.00  07/05/02  126,918.00
-------------------------------------------------------------------------------------------------------------
TOP NAILS
REBECCA LAM                    628-270     590         06/01/95 05/31/98         15.08  06/01/95    8,897.88
-------------------------------------------------------------------------------------------------------------
ATHENS COFFEE SHOP
JOHN CHOLKAS                   628-280     960         02/01/93 01/31/98          0.00                  0.00
                                                                                 12.50  02/01/93   12,000.00
-------------------------------------------------------------------------------------------------------------
Available
                               628-300   1,000                                    0.00                  0.00
-------------------------------------------------------------------------------------------------------------
HOME HEALTH, INC.
HOME HEALTH MANAGEMENT, INC.   628-310   3,796         01/17/96 01/31/01         11.00  02/01/96   41,756.04
                                                                                  0.00                  0.00
-------------------------------------------------------------------------------------------------------------
CAROLINA PAINT/WALLPAPER
FRED R. DAVIES/ALVA C. CATO    628-330   1,950         09/01/81 08/31/86          3.38  09/01/86    6,600.00
-------------------------------------------------------------------------------------------------------------
PIGGLY WIGGLY #5
PIGGLY WIGGLY CAROLINA CO      628-340  53,380         05/01/89 04/30/09          0.00                  0.00

-------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                            REIMBURSEMENTS                        RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                       per        Pcnt of      Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year    Begin     End     SF/YR  Typ                 Over  Brk
----------------------------------------------------------------------------------------------------------------------------------
MOVIE GALLERY
MGA INC. (F/K/A FINKLES'S MAG   PRS   1986   PRS    1986  Full       0                         0.00         0.00            0
                                                                                               0.00         0.00            0
----------------------------------------------------------------------------------------------------------------------------------
BOOKS A MILLION #376
BOOKS A MILLION, INC.           Full     0  Full       0  Full       0    07/01/05  06/30/10   6.50         3.00    3,878,000   Y
                                                                          07/01/10  06/30/15   7.00         3.00            0   Y
                                                                                               0.00         3.00            0   Y
                                                                                               0.00         3.00    4,054,300   Y
                                                                                               0.00         3.00    4,230,600   Y
----------------------------------------------------------------------------------------------------------------------------------
TOP NAILS
REBECCA LAM                     Full     0  Full       0  Full       0                         0.00         0.00            0
----------------------------------------------------------------------------------------------------------------------------------
ATHENS COFFEE SHOP
JOHN CHOLKAS                    Full     0  Full       0  Full       0    02/01/98  01/31/03  13.75         5.00            0   Y
                                                                                               0.00         5.00      240,000   Y
----------------------------------------------------------------------------------------------------------------------------------
Available
                                         0             0             0                         0.00         0.00            0
----------------------------------------------------------------------------------------------------------------------------------
HOME HEALTH, INC.
HOME HEALTH MANAGEMENT, INC.    Full     0  Full       0  Full       0    02/01/01  01/31/06   0.00         0.00            0
                                                                                               0.00         0.00            0
----------------------------------------------------------------------------------------------------------------------------------
CAROLINA PAINT/WALLPAPER
FRED R. DAVIES/ALVA C. CATO     None     0  Full       0  Full       0                         0.00         0.00            0
----------------------------------------------------------------------------------------------------------------------------------
PIGGLY WIGGLY #5
PIGGLY WIGGLY CAROLINA CO       Full     0   PRS       0  Fixed       0   05/01/09  04/30/14   3.28         1.25   11,600,000

----------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  FLORENCE MALL
           104 WEST EVANS STREET
           FLORENCE, SC 29502-0000
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                    LEASE TERM            RENT INFORMATION
                                                                                          per         Annual
Tenant Name                     Unit #   Sq Feet  Misc    From       To     MTM  SF/YR   Begin     Base Rent
------------------------------------------------------------------------------------------------------------
PIGGLY WIGGLY #5
PIGGLY WIGGLY CAROLINA CO      628- 340  53,380         05/01/89  04/30/09        3.28  06/01/89  174,999.96
                                                                                  0.00
                                                                                  0.00
------------------------------------------------------------------------------------------------------------
MILLER'S BOOTERY INC.
MILLER'S BOOTERY, INC.         628- 350   3,849         11/01/93  10/31/98        0.00                  0.00
                                                                                  0.00                  0.00
                                                                                 10.00  05/01/94   38,490.00
------------------------------------------------------------------------------------------------------------
CHILDREN'S BOUTIQUE, THE
DRAKE CAPITAL CORPORATION      628- 360   5,600         08/15/93  08/14/98        6.00  09/01/93   33,600.00
                                                                                  7.00  09/01/94   39,200.04
                                                                                  8.00  09/01/95   44,799.96
                                                                                  9.00  09/01/96   50,400.00
------------------------------------------------------------------------------------------------------------
ROYAL KNIGHT FORMAL WEAR
ROYAL FORMAL KNIGHT WEAR, INC  628- 380   2,500         10/01/93  09/30/98        7.00  04/01/90   17,499.96
                                                                                  0.00                  0.00
                                                                                  7.20  10/01/93   18,000.00
                                                                                  8.00  04/01/94   20,000.04
                                                                                 10.00  10/01/96   24,999.96
------------------------------------------------------------------------------------------------------------
SALTY'S
JOE P. WATERS, III             628- 385   1,600         08/01/93  07/31/98        9.00  08/01/93   14,400.00

------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY                         REIMBURSEMENTS                    RENEWAL OPTIONS            PERCENT RENT
 INFORMATION                    Tax   Base    Ins   Base   CAM   Base                       per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov  Year  Recov  Year   Begin      End     SF/YR  Typ               Over  Brk
-----------------------------------------------------------------------------------------------------------------------------
PIGGLY WIGGLY #5
PIGGLY WIGGLY CAROLINA CO      Full      0   PRS      0   Fixed     0  05/01/14  04/30/17   3.28         1.25          0
                                                                       05/01/19  04/30/24   3.28         1.25          0
                                                                       05/01/24  04/30/29   3.28         1.25          0
-----------------------------------------------------------------------------------------------------------------------------
MILLER'S BOOTERY INC.
MILLER'S BOOTERY, INC.         Full      0  Full      0   Full      0  10/01/98  09/30/03  12.00         0.00          0
                                                                                            0.00         0.00          0
                                                                                            0.00         0.00          0
-----------------------------------------------------------------------------------------------------------------------------
CHILDREN'S BOUTIQUE, THE
DRAKE CAPITAL CORPORATION      Full      0  Full      0   Full      0                       0.00         0.00          0
                                                                                            0.00         0.00          0
                                                                                            0.00         0.00          0
                                                                                            0.00         0.00          0
-----------------------------------------------------------------------------------------------------------------------------
ROYAL KNIGHT FORMAL WEAR
ROYAL FORMAL KNIGHT WEAR, INC  Full      0  Full      0   Full      0  10/01/98  09/30/03   0.00         4.00    550,000
                                                                                            0.00         4.00          0
                                                                                            0.00         4.00          0
                                                                                            0.00         4.00          0
                                                                                            0.00         4.00          0
-----------------------------------------------------------------------------------------------------------------------------
SALTY'S
JOE P. WATERS, III             Full      0  Full      0   Full      0                       0.00         0.00          0

-----------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  FLORENCE MALL
           104 WEST EVANS STREET
           FLORENCE, SC 29502-0000
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                    LEASE TERM            RENT INFORMATION
                                                                                  per                 Annual
Tenant Name                      Unit #  Sq Feet  Misc    From       To     MTM  SF/YR   Begin     Base Rent
------------------------------------------------------------------------------------------------------------
FLEET MORTGAGE GROUP
FLEET REAL ESTATE FUNDING COR   628-390  47,441         04/15/93  04/30/98        0.00                  0.00
                                                                                  0.00                  0.00
                                                                                  2.32  04/15/93  110,000.04
                                                                                  3.75  11/01/93  177,864.00
                                                                                  4.12  01/01/95  195,613.92
                                                                                  4.19  06/01/96  198,965.88
------------------------------------------------------------------------------------------------------------
MCLEOD REGIONAL MEDICAL CENTE
MCLEOD REGIONAL MEDICAL CENTE   628-408   9,350         01/01/96  12/31/98        0.00                  0.00
                                                                                  0.00                  0.00
                                                                                  0.00                  0.00
                                                                                  7.60  01/01/96   71,100.00
                                                                                  9.16  08/01/96   85,599.96
------------------------------------------------------------------------------------------------------------
CLIPPERS
TAMMY B. & RANDOLPH M. WYATT    628-470     925         03/01/96  02/28/99        9.25  03/01/93    8,556.36
                                                                                 10.00  03/01/96    9,249.96
------------------------------------------------------------------------------------------------------------
HOLBROOKS JEWELERS OFFICE
HOLBROOKS JEWELERS INC.         628-475     475         08/17/94  09/30/99        0.00                  0.00
                                                                                  7.50  09/01/94    3,562.56
                                                                                  0.00                  0.00
                                                                                  0.00                  0.00

------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY                         REIMBURSEMENTS                          RENEWAL OPTIONS         PERCENT RENT
 INFORMATION                    Tax   Base   Ins    Base   CAM   Base                       per        Pcnt of  Amount  Nat
Tenant Name                    Recov  Year  Recov   Year  Recov  Year   Begin      End     SF/YR  Typ             Over  Brk

FLEET MORTGAGE GROUP
FLEET REAL ESTATE COR          Full      0  Full       0   Full     0  05/01/96  04/30/97   0.00         0.00        0
                                                                       05/01/97  04/30/98   0.00         0.00        0
                                                                                            0.00         0.00        0
                                                                                            0.00         0.00        0
                                                                                            0.00         0.00        0
                                                                                            0.00         0.00        0
---------------------------------------------------------------------------------------------------------------------------
MCLEOD REGIONAL MEDICAL CENTE
MCLEOD REGIONAL MEDICAL CENTE  Full      0  Full       0   Full     0  01/01/99  12/31/01   0.00         0.00        0
                                                                       01/01/02  12/31/04   0.00         0.00        0
                                                                                            0.00         0.00        0
                                                                                            0.00         0.00        0
                                                                                            0.00         0.00        0
---------------------------------------------------------------------------------------------------------------------------
CLIPPERS
TAMMY B. & RANDOLPH M. WYATT   Full      0  Full       0   Full     0                       0.00         0.00        0
                                                                                            0.00         0.00        0
---------------------------------------------------------------------------------------------------------------------------
HOLBROOKS JEWLERS OFFICE
HOLBROOKS JEWLERS INC.         Full      0  Full       0   Full     0  10/01/98  09/30/00   9.00         0.00        0
                                                                       10/01/00  09/30/02  10.25         0.00        0
                                                                       10/01/02  09/30/07  11.75         0.00        0
                                                                                            0.00         0.00        0

---------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  FLORENCE MALL
           104 WEST EVANS STREET
           FLORENCE, SC 29502-0000
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                      LEASE TERM           RENT INFORMATION
                                                                                   per                Annual
Tenant Name                      Unit #  Sq Feet   Misc    From       To     MTM  SF/YR   Begin    Base Rent
------------------------------------------------------------------------------------------------------------
MALL OFFICE
                               628- 490     750                              MTM   0.00                 0.00
------------------------------------------------------------------------------------------------------------
JARRELL OIL COMPANY INC.
JARRELL OIL COMPANY INC        628- 520       0     P    01/01/94  12/31/08        0.00  02/01/92   7,200.00
                                                                                   0.00  01/01/94  30,000.00
------------------------------------------------------------------------------------------------------------
Available
                               628- 530       0     P                              0.00                 0.00
------------------------------------------------------------------------------------------------------------
FIRESTONE INC.
BRIDGESTONE/FIRESTONE INC.     628- 540       0     P    07/01/69  06/30/99        0.00  07/01/89  16,500.00
                                                                                   0.00                 0.00
                                                                                   0.00                 0.00
                                                                                   0.00                 0.00
------------------------------------------------------------------------------------------------------------
PAYLESS SHOE SOURCE INC. #455
PAYLESS SHOE SOURCE, INC.      628- 550       0     P    07/01/93   6/60/03        0.00  07/01/93  23,500.00
                                                                                   0.00  07/01/98  27,024.96
------------------------------------------------------------------------------------------------------------
CARDINAL TIRE & MUFFLER
HAGOOD L. GIBBS & THOMAS C.H   628- 570       0     P    09/01/92  08/31/02        0.00  09/01/92  42,000.00
------------------------------------------------------------------------------------------------------------
HARDEE'S
CALE YARBOROUGH ENTERPRISES,   628- 580       0     P    07/01/90  06/30/10        0.00  08/01/90  40,722.40
                                                                                   0.00  07/01/95  44,849.64
                                                                                   0.00  07/01/00  49,334.64
                                                                                   0.00  07/01/05  54,268.08

------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY                          REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
 INFORMATION                    Tax   Base   Ins   Base   CAM   Base                       per        Pcnt of     Amount  Nat
Tenant Name                    Recov  Year  Recov  Year  Recov  Year    Begin     End     SF/YR  Typ                Over  Brk
-----------------------------------------------------------------------------------------------------------------------------
MALL OFFICE
                               Full      0  Full      0  Full      0                      0.00         0.00            0
-----------------------------------------------------------------------------------------------------------------------------
JARRELL OIL COMPANY INC.
JARRELL OIL COMPANY INC        Full      0  None      0  None      0  01/01/09  12/31/13  0.00         2.00      360,000   Y
                                                                      01/01/14  12/31/18  0.00         1.00       75,000   Y
-----------------------------------------------------------------------------------------------------------------------------
Available
                                         0            0            0                      0.00         0.00            0
-----------------------------------------------------------------------------------------------------------------------------
FIRESTONE INC.
BRIDGESTONE/FIRESTONE INC.     PRS    1970  None      0  None      0  07/01/89  06/30/94  0.00         3.50      471,400   Y
                                                                      07/01/94  06/30/99  0.00         1.00            0   Y
                                                                      07/01/99  06/30/04  0.00         1.00            0   Y
                                                                      07/01/04  06/30/09  0.00         1.00            0   Y
-----------------------------------------------------------------------------------------------------------------------------
PAYLESS SHOE SOURCE INC. #455
PAYLESS SHOE SOURCE, INC.      None      0  None      0  None      0  07/01/03  06/30/08  0.00         0.00            0
                                                                      07/01/08  06/30/13  0.00         0.00            0
-----------------------------------------------------------------------------------------------------------------------------
CARDINAL TIRE & MUFFLER
HAGOOD L. GIBBS & THOMAS C.H   None      0  None      0  None      0                      0.00         4.00    1,050,000   Y
-----------------------------------------------------------------------------------------------------------------------------
HARDEE'S
CALE YARBOROUGH ENTERPRISES,   None      0  None      0  None      0  07/01/10  06/30/15  0.00         0.00            0
                                                                      07/01/15  06/30/20  0.00         0.00            0
                                                                      07/01/20  06/30/25  0.00         0.00            0
                                                                      07/01/25  06/30/30  0.00         0.00            0

-----------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  FLORENCE MALL
           104 WEST EVANS STREET
           FLORENCE, SC 29502-0000
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                   LEASE TERM              RENT INFORMATION
                                                                                 per                   Annual
Tenant Name                    Unit #   Sq Feet  Misc    From       To     MTM  SF/YR   Begin       Base Rent
-------------------------------------------------------------------------------------------------------------
BONAVENTURE DISCOUNT GOLF
MARK WILLIS & JOHNNY JACKSON  628- 590        0     P  12/01/95  11/30/00        0.00  12/01/95    26,295.96
                                                                                 0.00  03/01/97    29,583.00
                                                                                 0.00  06/01/98    32,870.04
-------------------------------------------------------------------------------------------------------------
ROSE QUALITY PAINTS, INC.
ROSE QUALITY PAINTS, INC.     628- 600        0     P  12/01/90  11/30/00        0.00  01/01/91    21,791.04
                                                                                 0.00  12/01/93    23,748.36
                                                                                 0.00  12/01/95    25,950.48

-------------------------------------------------------------------------------------------------------------
              Square Feet: Occupied..   246,064                      Current Annual Base Rent    1,620,623.76
                           Available.     1,000
                           Total.....   247,064

-------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY                        REIMBURSEMENTS                   RENEWAL OPTIONS           PERCENT RENT
 INFORMATION                   Tax   Base   Ins   Base   CAM   Base                       per        Pcnt of  Amount  Nat
Tenant Name                   Recov  Year  Recov  Year  Recov  Year   Begin      End     SF/YR  Typ             Over  Brk
-------------------------------------------------------------------------------------------------------------------------
BONAVENTURE DISCOUNT GOLF
MARK WILLIS & JOHNNY JACKSON  Full      0  Full      0  Fixed     0                      0.00        0.00          0
                                                                                         0.00        0.00          0
                                                                                         0.00        0.00          0
-------------------------------------------------------------------------------------------------------------------------
ROSE QUALITY PAINTS, INC.
ROSE QUALITY PAINTS, INC.     None      0  None      0   None     0  12/01/95  11/30/00  8.34        0.00          0
                                                                                         0.00        0.00          0
                                                                                         0.00        0.00          0

-------------------------------------------------------------------------------------------------------------------------

                                    Site Plan

                                [GRAPHIC OMITTED]

PHOTOGRAPHS OF SUBJECT PROPERTY
-------------------------------

                                [GRAPHIC OMITTED]

West Palmetto Street - Looking West

                                [GRAPHIC OMITTED]

West Palmetto Street - Looking East

                                [GRAPHIC OMITTED]

West Evans Street - Looking West

                                [GRAPHIC OMITTED]

West Evans Street - Looking East

                                [GRAPHIC OMITTED]

Hoffmeyer Road - Looking North

                                [GRAPHIC OMITTED]

Hoffmeyer Road - Looking South

                                [GRAPHIC OMITTED]

David McLeod Boulevard - Looking North

                                [GRAPHIC OMITTED]

David McLeod Boulevard - Looking South

                                [GRAPHIC OMITTED]

Subject - Peebles

                                [GRAPHIC OMITTED]

Subject - Peebles

                                [GRAPHIC OMITTED]

Subject - Entrance

                                [GRAPHIC OMITTED]

Subject - Entrance

                                [GRAPHIC OMITTED]

Subject - Books-A-Million

                                [GRAPHIC OMITTED]

Subject - Eckerd - Books-A-Million

                                [GRAPHIC OMITTED]

Subject - Eckerd - Rogers Brothers Fabrics

                                [GRAPHIC OMITTED]

Subject - Piggly Wiggly

                                [GRAPHIC OMITTED]

Subject - Redbone Alley Restaurant

                                [GRAPHIC OMITTED]

Subject - Piggly Wiggly

PHOTOGRAPHS OF SUBJECT PROPERTY
-------------------------------

                                [GRAPHIC OMITTED]

Hoffmeyer Road - Looking North

                                [GRAPHIC OMITTED]

Hoffmeyer Road - Looking South

                                [GRAPHIC OMITTED]

Subject - Front View

                                [GRAPHIC OMITTED]

Subject - Front View and Side View

                                [GRAPHIC OMITTED]

Subject - Rear View

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                Market Study of:

                                FRIARSGATE PLAZA

                              7948 Broad River Road
                      Irmo, Richland County, South Carolina


                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                  May 15, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]

                                  May 16, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway

New York, NY 10036

Re:  Market Study
     Friarsgate Plaza
     7948 Broad River Road
     Irmo, Richland County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 15, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 68,235 square feet of leasable area. The center was originally constructed in 1981 with a renovation that took place in 1996. The anchor tenant is Bi-Lo with other shops being occupied by such tenants as Dollar General, Easy Coin Laundry and Friarsgate TV and VCR Repair. The subject property is currently 82.32 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                       Respectfully submitted,

                                       O. MARSHALL DODDS COMPANY, INC.



                                       O. Marshall Dodds
                                       ---------------------------------
                                       O. Marshall Dodds, MAI
                                       State Certified General
                                       Real Estate Appraiser (CG-356)

OMD:mm

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial spheres.

The subject property is located in Richland County and the unemployment rate was
3.9 percent in February, 1997. The unemployment rate statewide for February was
5.5 percent. The population of Richland County for 1995 was 289,839 with 10.2 percent being over age 65.

Neighborhood and Site

The neighborhood is located around the intersection of Broad River Road and North Woodrow Street. The predominant development would be the Friarsgate subdivision and New Friarsgate subdivision. The Town of Irmo is located in the general neighborhood and is south of subject property. Harbison is also south of subject neighborhood and commercial developments have occurred along Harbison Boulevard including the Columbiana Mall. The neighborhood is highly desirable and the demand has been high over the past twenty-five years. Growth is occurring throughout the general neighborhood with several single family residential subdivisions being under construction.

Physical features are as follows:

1.  Size                             6.210 acres or 270,508 square feet

2.  Identity                         7948 Broad River Road
                                     TMS #04006-02-25

3.  Shape                            irregular

4.  Topography                       generally level

5.  Accessability                    good from either direction

6.  Utilities                        municipal

Physical Description

Building features are as follows:

1.  Size (net)                       68,235 square feet

2.  Layout & Design                  1 story-food store, variety store, shops

3.  Parking Spaces                   290
                                     4.25 per 1,000 square of net area

4.  Construction                     brick and glass front with concrete block
                                     on side and rear and metal seamed roof

Market Position and Marketability Conclusions

The Dutch Fork/Irmo/Chapin area is the third largest retail submarket of the ten as growth continues northwest of the downtown area along Interstate 26. 2,185,253 square feet of gross leaseable area was surveyed in 20 of the total 158 centers that are located in Columbia. Columbiana Centre, one of the four regional malls in the MSA, measures 787,158 square feet and is located in this submarket. This area has under construction the third phase of The Shoppes of St. Andrews, which will add 10,700 square feet to this area when completed. Columbiana Station, 543,000 square feet, is planned for this area. Also, a Food Lion shopping center is proposed for this area to be located on Broad River at Kenly Drive. It will contain a Food Lion, Revco and shops and will be located to the south of subject and east of Interstate 26. A total of 51,800 square feet of space was reported vacant for a vacancy rate of 2.4 percent, the third lowest of the 10 areas located in Columbia. Twelve months earlier, the vacancy rate was
6.4 percent, while 24 months ago it was 6.6 percent. The average rental rate on a new lease for the Dutch Fork/Irmo/Chapin area is $11.23 per square foot, down $0.05 from the survey a year ago.

The subject property is located in the middle section of the neighborhood being around the intersection of Broad River Road (US Highway #76 and #176) and North Woodrow Street (SC Highway #27). The location of subject is convenient to the single family dwellings that are located throughout the neighborhood.

These comparable rentals were taken from the St. Andrews submarket which is adjacent to the subject submarket. The St. Andrews Crossing is located at St. Andrews Road and I-26 with Kroger Store being the major tenant as rental rates for the shops ranging from $10.00 to $12.00 per square foot. The St. Andrews Square located at St. Andrews Road and Jamil Road has Piggly Wiggly and Eckerds as the major tenants. The shops have rental rates that range from $9.00 to $12.00 per square foot. Richardson Plaza which is located on St. Andrews Road between Ashland Road and Cindy Road has Food Lion and Rite-Aid as major tenants, but Rite-Aid has vacated the premises even though they are continuing to pay rent. The rental rates for the shops range from $8.00 to $12.00 per square foot.

Comparable #4 is the Widewater Square which is located around the intersection of St. Andrews Road and Broad River Road. The major tenants are Bi-Lo and Revco with the rental rates ranging from $5.00 to $11.00 per square foot.

The subject property has seven shops. The rental rates from $4.05 to $7.50 per square foot. The rental rate for Bi-Lo is at $2.80 per square foot. These rates are reasonable rental rates for the neighborhood.

The location of subject is strategic within the neighborhood and convenient to shoppers throughout the neighborhood.

Trends

The subject property is located in the Dutch Fork/Irmo/Chapin section of the metropolitan area of Columbia. The development of the Friarsgate area began approximately 25 years ago and the neighborhood has had high demand and desirability. There are commercial developments that are located throughout the neighborhood on the major traffic arteries. Columbiana Centre is also located on Harbison Boulevard just south of the subject neighborhood.

All trends are favorable at this time and expected to continue.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                         SUBJECT            COMPARABLE 1              COMPARABLE 2               COMPARABLE 3
                                         -------            ------------              ------------               ------------
1.  Identification

    a. Name                      Friarsgate Plaza         St. Andrews Crossing      St. Andrews Square         Richardson Plaza
                                 ----------------------   ----------------------    -----------------------    ---------------------
    b. Street                    7948 Broad River Road    817 St. Andrews Road      1978 St. Andrews Rd.       570 St. Andrews Rd.
                                 ----------------------   ----------------------    -----------------------    ---------------------
    c. City                      Irmo, SC                 Columbia, SC              Columbia, SC               Columbia, SC
                                 ----------------------   ----------------------    -----------------------    ---------------------
    d. Distance from subject     N/A                      4 miles                   4 miles                    4 1/2miles
                                 ----------------------   ----------------------    -----------------------    ---------------------
    e. Contact                   Edens Avant, Inc.        Keenen Co.                The Oglum Co.              East Coast Dev.
                                 ----------------------   ----------------------    -----------------------    ---------------------
    f. Phone                     803-779-4420             803-254-2300              803-779-7777               803-749-0079
                                 ----------------------   ----------------------    -----------------------    ---------------------
2.  Attributes

    a. Year built                1981, Renovated 1996     1994                      1978                       1981
                                 ----------------------   ----------------------    -----------------------    ---------------------
    b. Net sq. Ft.               68,235                   66,910                    60,000                     108,838
                                 ----------------------   ----------------------    -----------------------    ---------------------
    c. # building                2                        2                         2                          1
                                 ----------------------   ----------------------    -----------------------    ---------------------
    d. #stories                  1                        1                         1                          1
                                 ----------------------   ----------------------    -----------------------    ---------------------
    e. Avg. Floor plate size
       (sq. Ft.), if office      N/A                      N/A                       N/A                        N/A
                                 ----------------------   ----------------------    -----------------------    ---------------------
    f. # elevators               N/A                      N/A                       N/A                        N/A
                                 ----------------------   ----------------------    -----------------------    ---------------------
    g. Parking                   Adequate                 Adequate                  Adequate                   Adequate
                                 ----------------------   ----------------------    -----------------------    ---------------------
    h. Construction Type         Brick/Concrete Block     Brick/Concrete Block      Brick/Concrete Block       Brick/Concrete Block
                                 ----------------------   ----------------------    -----------------------    ---------------------
    i. Vacancy %                 17.68%                   6.13%                     0%                         13.05%
                                 ----------------------   ----------------------    -----------------------    ---------------------
    j. Anchors, if Retail        Bi-Lo                    Kroger                    Piggly Wiggly, Eckerds     Food Lion
                                 ----------------------   ----------------------    -----------------------    ---------------------

                                   COMPARABLE 4
                                   ------------
1.  Identification

    a. Name                      Widewater Square
                                 ---------------------
    b. Street                    3315 Broad River Rd.
                                 ---------------------
    c. City                      Columbia, SC
                                 ---------------------
    d. Distance from subject     5 miles
                                 ---------------------
    e. Contact                   Edens Avant, Inc.
                                 ---------------------
    f. Phone                     803-779-4420
                                 ---------------------
2.  Attributes

    a. Year built                1976
                                 ---------------------
    b. Net sq. Ft.               95,700
                                 ---------------------
    c. # building                3
                                 ---------------------
    d. #stories                  1
                                 ---------------------
    e. Avg. Floor plate size     N/A
       (sq. Ft.), if office
                                 ---------------------
    f. # elevators               N/A
                                 ---------------------
    g. Parking                   Adequate
                                 ---------------------
    h. Construction Type         Brick/Concrete Block
                                 ---------------------
    i. Vacancy %                 4.70%
                                 ---------------------
    j. Anchors, if Retail        Bi-Lo, Revco
                                 ---------------------

Comments: These comparable are located in the St. Andrews submarket which is in close proximity to subject neighborhood and are similar to subject. The small shops in subject property are similar to the small shops in each of these shopping centers.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                      SUBJECT            COMPARABLE 1          COMPARABLE 2               COMPARABLE 3
                                      -------            ------------          ------------               ------------
1.  Asking Rental Rate

    a. Anchor Space            $2.80                   N/A                   N/A                        N/A
                               -------------------     -------------------   -----------------------    -------------------
    b. Shop Space              $4.05 - $7.50           $10.00 - $12.00       $9.00 - $12.00             $8.00 - $12.00
                               -------------------     -------------------   -----------------------    -------------------
2.  Lease Type (Gross/Net)     Triple Net              Triple Net            Triple Net                 Triple Net
                               -------------------     -------------------   -----------------------    -------------------
3.  Rent Concessions           None                    None                  None                       None

                               -------------------     -------------------   -----------------------    -------------------
4.  Effective Rent             $4.05 - $7.50           $10.00 - $12.00       $9.00 - $12.00             $8.00 - $12.00
                               -------------------     -------------------   -----------------------    -------------------
5.  TI Allowance               None                    None                  None                       None

                               -------------------     -------------------   -----------------------    -------------------
6.  Expense Stop               None                    None                  None                       None

                               -------------------     -------------------   -----------------------    -------------------
7.  Length of Lease Term       3 - 5 years (shop)      3 - 5 years (shop)    3 - 5 years (shop)         3 - 5 years (shop)
                               -------------------     -------------------   -----------------------    -------------------
8.  Commissions                5.00% to 7.00%          5.00% to 7.00%        5.00% - 7.00%              5.00% to 7.00%
                               -------------------     -------------------   -----------------------    -------------------
9.  Percentage Rent
    (per lease terms)          None                    Kroger                Piggly Wiggly, Eckerds     Food Lion
                               -------------------     -------------------   -----------------------    -------------------
10. Historical Annual
    Absorption/sq.ft.          N/A                     N/A                   N/A                        N/A
                               -------------------     -------------------   -----------------------    -------------------
11. Annual Operating Expense
psf (Including taxes)          N/A                     N/A                   N/A                        N/A
                               -------------------     -------------------   -----------------------    -------------------

C.  RANK RELATIVE
    TO SUBJECT

    (inferior, similar,
    superior)                  N/A                     Superior              Similar                    Similar
                               -------------------     -------------------   -----------------------    -------------------

                                 COMPARABLE 4
                                 ------------

1.  Asking Rental Rate

    a. Anchor Space            N/A
                               -------------------
    b. Shop Space              $5.00 - $11.00
                               -------------------
2.  Lease Type (Gross/Net)     Triple Net
                               -------------------
3.  Rent Concessions           None

                               -------------------
4.  Effective Rent             $5.00 - $11.00
                               -------------------
5.  TI Allowance               None

                               -------------------
6.  Expense Stop               None

                               -------------------
7.  Length of Lease Term       3 - 5 years (shop)
                               -------------------
8.  Commissions                5.00% to 7.00%
                               -------------------
9.  Percentage Rent
    (per lease terms)          Bi-Lo, Revco
                               -------------------
10. Historical Annual
    Absorption/sq.ft.          N/A
                               -------------------
11. Annual Operating Expense
psf (Including taxes)          N/A
                               -------------------

C.  RANK RELATIVE
TO SUBJECT

    (inferior, similar,
    superior)                  Similar
                               -------------------

D. EXPLAIN RANKING/COMMENTS: Comparable #1 has been ranked as superior to subject. The reason for this is because this center is a newer center and is located at the intersection of St. Andrews Road and I-26. The major tenant is Kroger Stores and rental rates being received from the shops are higher than the rental rates being received from the shops in subject. The other comparables are ranked as similar and these centers are similar to subject. The rental rates for the shops in subject are within the range of rental rates in these centers.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================

                               [GRAPHIC OMITTED]

Name:                          St. Andrews Crossing
Location:                      817 St. Andrews Road
                               Columbia, SC
Year Built:                    1994
Total Size:                    66,910 SF
Vacant Space:                  4,100 SF
Vacancy Rate:                  6.13%
Rental Range:                  $10.00 to $12.00
Tenant Expenses:               Triple Net

Remarks:

Kroger is major tenant. Located on St. Andrews Road at I-26. Has operated at a high occupancy level.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]

Name:                          St. Andrews Square
Location:                      1978 St. Andrews Road
                               Columbia, South Carolina
Year Built:                    1978
Total Size:                    60,000 SF
Vacant Space:                  None
Vacancy Rate:                  0%
Rental Range:                  $9.00 to $12.00
Tenant Expenses:               Triple Net

Remarks:

Major tenants are Piggly Wiggly and Eckerds. Located on St. Andrews and Jamil Road. Has operated at a high occupancy level..

Comparable Rental No. 3
================================================================================

                               [GRAPHIC OMITTED]

Name:                          Richardson Plaza
Location:                      570 St. Andrews Road
                               Columbia, South Carolina
Year Built:                    1981
Total Size:                    108,838 SF
Vacant Space:                  14,200 SF
Vacancy Rate:                  13.05%
Rental Range:                  $13.05
Tenant Expenses:               Triple Net

Remarks:

The Food Lion Store expanded in 1995. Rite-Aid has vacated their store, but pays rent. Several other tenants have moved out, but were replaced.

Comparable Rental No. 4

                               [GRAPHIC OMITTED]

Name:                          Widewater Square
Location:                      3315 Broad River Road
                               Columbia, South Carolina
Year Built:                    1976
Total Size:                    95,700 SF
Vacant Space:                  4,500 SF
Vacancy Rate:                  4.70%
Local Rent Range:              $5.00 - $11.00
Tenant Expenses:               Triple Net

Remarks:

This center has been renovated with new front, parking lot was re-sealed and stripped. Occupancy rate has been high. Major tenants are Bi-Lo and Revco.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLES

                                         SUBJECT            COMPARABLE 1            COMPARABLE 2                COMPARABLE 3
                                         -------            ------------            ------------                ------------
1.   Identification

     a. Name                     Friarsgate Plaza         St. Andrews Crossing    Eastgate Shopping Center    One Norman Center
                                 ----------------------   ---------------------   -------------------------   ----------------------
                                                                                  NWC Whiskey Rd. &           19706 One Norman Blvd.
     b. Street Address           7948 Broad River Road    817 St. Andrews Road    Eastgate Dr.
                                 ----------------------   ---------------------   -------------------------   ----------------------
     c. City                     Irmo, SC                 Columbia, SC            Aiken, SC                   Cornelius, NC
                                 ----------------------   ---------------------   -------------------------   ----------------------
     d. Distance from Subject    N/A                      4 miles                 56 miles                    100 miles
                                 ----------------------   ---------------------   -------------------------   ----------------------
2.  Attributes

     a. Year Built               1981, Renovated 1996     1994                    1995                        1993
                                 ----------------------   ---------------------   -------------------------   ----------------------
     b. Net sq. feet             68,235                   66,910 SF               75,716 SF                   54,185 SF
                                 ----------------------   ---------------------   -------------------------   ----------------------
     c. # Buildings              2                        1                       1                           1
                                 ----------------------   ---------------------   -------------------------   ----------------------
     d. # of Stories             1                        1                       1                           1
                                 ----------------------   ---------------------   -------------------------   ----------------------
     e. Vacancy %                17.68%                   0%                      7.21%                       6.98%
                                 ----------------------   ---------------------   -------------------------   ----------------------
3.  Sales Information

     a. Sales Price              N/A                      $6,550,000              $6,675,000                  $4,650,000
                                 ----------------------   ---------------------   -------------------------   ----------------------
     b. Sales Price PSF          N/A                      $97.89                  $88.16                      $85.82
                                 ----------------------   ---------------------   -------------------------   ----------------------
     c. Date                     N/A                      05-25-94                09-28-95                    10-12-95
                                 ----------------------   ---------------------   -------------------------   ----------------------
     d. NOI at time of Sale      N/A                      $634,797                $782,704                    $474,591
                                 ----------------------   ---------------------   -------------------------   ----------------------
     e. Cap. Rate                N/A                      9.69%                   9.86%                       9.68%
                                 ----------------------   ---------------------   -------------------------   ----------------------
4.  Rank Relative to Subject
    (inferior, similar,
      superior)                  N/A                      Superior                Similar                     Similar
                                 ----------------------   ---------------------   -------------------------   ----------------------

                                      COMPARABLE 4
                                      ------------

1.   Identification

     a. Name                        Paw Creek Commons
                                    ----------------------
                                    E/S Little Rock Road
     b. Street Address              at Freedom Drive
                                    ----------------------
     c. City                        Charlotte, NC
                                    ----------------------
     d. Distance from Subject       92 miles
                                    ----------------------
2.  Attributes

     a. Year Built                  1996
                                    ----------------------
     b. Net sq. feet                66,050 SF
                                    ----------------------
     c. # Buildings                 1
                                    ----------------------
     d. # of Stories                1
                                    ----------------------
     e. Vacancy %                   2.73%
                                    ----------------------
3.  Sales Information

     a. Sales Price                 $5,384,000
                                    ----------------------
     b. Sales Price PSF             $77.52
                                    ----------------------
     c. Date                        03-25-97
                                    ----------------------
     d. NOI at time of Sale         $517,412
                                    ----------------------
     e. Cap. Rate                   9.61%
                                    ----------------------
4.  Rank Relative to Subject
    (inferior, similar,
      superior)                     Superior
                                    ----------------------

Explain Ranking/Comments: Comparables #1 and #4 are ranked superior to subject.
                          The reason for this is because of the location of these comparables being superior to subject. Comparable #3 is located in a commercial area that is larger than subject, but it is similar. Comparable #2 is similar to subject.

COMPARABLE IMPROVED SALES

Comparable Sale No. 1
================================================================================

                               [GRAPHIC OMITTED]

TMS                       6012 -1 -1
NAME                      St. Andrews Crossing
LOCATION                  St. Andrews Road and I-26, Columbia, SC
GRANTOR                   Hayley-Redd, L.P.
GRANTEE                   F.A.C. Properties
DEED REFERENCE            Book 1199, Page 331
DATE                      May 25, 1994
SALES PRICE               $6,550,000
ADJUSTED SALES PRICE      $6,550,000
SIZE BUILDING             66,910
SALES PRICE PER S.F.      $97.89
SIZE LAND (ACRES)         8.08
SIZE LAND (S.F.)          351,965
YEAR BUILT                1994
LAND/BUILDING RATIO       5.26 To 1
UTILITIES                 All available
VERIFICATION              Deed
ZONING                    Commercial
FINANCING                 Market
EFFECTIVE GROSS INCOME    $686,905
EGIM                      9.54
NET OPERATING INCOME      $634,797
OVERALL RATE              9.69%
VERIFICATION              Public Records
TYPE OF PURCHASER         Private Investor

COMMENTS This was an arms length sale. This neighborhood shopping center is anchored by Kroger and is located in a good commercial area with good accessibility and fair exposure. The construction is brick veneer and concrete block.

(503)

Comparable Sale No. 2
================================================================================

                               [GRAPHIC OMITTED]

NAME                      Eastgate Shopping Center
LOCATION                  Northwest Corner of Whiskey Road and Eastgate Drive,
                          Aiken, SC
GRANTOR                   PDG Aiken Partners, LP
GRANTEE                   Southeast U.S. Retail, LP
DATE                      Sep 28, 1995
SALES PRICE               $6,675,000
SIZE BUILDING             75,716
SALES PRICE PER S.F.      $88.16
SIZE LAND (ACRES)         8.79
SIZE LAND (S.F.)          382,892
YEAR BUILT                1995
LAND/BUILDING RATIO       5.06 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $782,704
EFFECTIVE GROSS INCOME    $782,704
GROSS INCOME MULTIPLE     8.53
EGIM                      8.53
NET OPERATING INCOME      $657,896
OVERALL RATE              9.86%
TYPE OF PURCHASER         Private Investor
COMMENTS                  Part of a portfolio of Publix anchored shopping
                          centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

(643)

Comparable Sale No. 3
================================================================================

                               [GRAPHIC OMITTED]

NAME                      One Norman Center
LOCATION                  19706 One Norman Boulevard, Cornelius, Mecklenburg
                          County, NC
GRANTOR                   One Norman Center, LP
GRANTEE                   Lucky Realty
DEED REFERENCE            Book 8325, Page 721
DATE                      Oct 12, 1995
SALES PRICE               $4,650,000
SIZE BUILDING             54,185
SALES PRICE PER S.F.      $85.82
SIZE LAND (ACRES)         5.69
SIZE LAND (S.F.)          247,856
YEAR BUILT                1993
LAND/BUILDING RATIO       4.57 To 1
UTILITIES                 All Public
VERIFICATION              Public Records
ZONING                    CUB-2
FINANCING                 Cash to Seller
GROSS POTENTIAL INCOME    $474,591
EFFECTIVE GROSS INCOME    $474,591
GROSS INCOME MULTIPLE     9.80
EGIM                      9.80
NET OPERATING INCOME      $450,188
OVERALL RATE              9.68%
TYPE OF PURCHASER         Private Investor
COMMENTS                  This is a neighborhood center with Bi-Lo as the major
                          tenant (42,680 SF). Locals include Blockbuster Video,
                          El Cancun Restaurant, Papa John's Pizza, Baskin
                          Robbins. The rent for Bi-Lo is $8.25 per square foot;
                          local shops range from $10.50 to $13.00 per square foot. Triple net lease.

(716)

Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]

TMS                       59 -231 -22 ,23 pt.
NAME                      Paw Creek Commons
LOCATION                  East side of Little Rock Road at Freedom Drive,
                          Charlotte, NC
GRANTOR                   Paw Creek, LLC
GRANTEE                   Frastacky and Associates
DATE                      Mar 25, 1997
SALES PRICE               $5,120,000
ADJUSTED SALES PRICE      $5,384,000
SIZE BUILDING             66,050
SALES PRICE PER S.F.      $77.52
SIZE LAND (ACRES)         9.82
SIZE LAND (S.F.)          427,759
YEAR BUILT                1996
LAND/BUILDING RATIO       6.48 To 1
UTILITIES                 Municipal
VERIFICATION              Public Records
ZONING                    CC, Commercial Center
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $568,840
EFFECTIVE GROSS INCOME    $552,054
GROSS INCOME MULTIPLE     9.00
EGIM                      9.27
NET OPERATING INCOME      $517,412
OVERALL RATE              9.61%
TYPE OF PURCHASER         Private Investor
COMMENTS                  The overall rate of 10.10 percent has been adjusted
                          down by 50 basis points since the sales contract is pre-construction. The major tenants are Winn Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. Anchor income is 79.41 percent of gross income.

(793)

ADDENDA

o     Richland County Demographics
o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

USA COUNTIES 1996
Geographic Area: Richland, SC (45079)
Table: GENERAL PROFILE
--------------------------------------------------------------------------------
POPULATION AND HOUSING (Bureau of the Census)
  Total resident population:
    1995 ...........................................................     289,839
      Percent 65 years and over ....................................        10.2
    1990 ...........................................................     286,321
    1980 ...........................................................     269,600
  Occupied housing units, 1990 .....................................     101,590
    Percent owner occupied .........................................        59.2
BIRTHS AND DEATHS (National Center for Health Statistics)
  Births, 1993 .....................................................       4,492
    Per 1,000 resident population ..................................        15.1
    Percent to mothers under 20 years of age .......................        13.9
  Deaths, 1993 .....................................................       2,262
    Per 1,000 resident population ..................................         7.6
  Infant deaths per 1,000 live births, 1993 ........................         9.8
EDUCATION (Bureau of the Census)
  Persons 25 years and over, 1990 ..................................     174,489
    Percent high school graduates ..................................        79.4
    Percent college graduates ......................................        28.0
LABOR FORCE (Bureau of Labor Statistics)
  Civilian labor force, 1994 .......................................     151,973
    Percent unemployed .............................................         4.6
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
  Total establishments, 1993 .......................................       8,297
    Percent retail trade ...........................................        24.9
    Percent services ...............................................        39.6
  Paid employees, 1993 (pay period including March 12) .............     138,567
  Annual payroll, 1993 ($1,000) ....................................   3,137,287
PERSONAL INCOME (Bureau of Economic Analysis)
  Total personal income, 1993 ($1,000) .............................   5,722,615
    Per capita (dollars) ...........................................      19,222
AGRICULTURE (Bureau of the Census)
  Number of farms, 1992 ............................................         339
    Land in farms as percent of total land .........................          14
RETAIL TRADE (Bureau of the Census)
  Retail sales, 1992 ($1,000) ......................................   2,505,025
    Per capita (dollars) ...........................................       8,524
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
  Number of offices, June 30, 1994 .................................          99
    Total deposits ($1,000) ........................................   3,281,741
SOCIAL PROGRAMS (Social Security Administration)
  Total Social Security recipients, December 1993 ..................      39,300
    Retired workers ................................................      22,720
  Supplementary Security Income recipients, December 1994 ..........       7,551
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
  Total direct expenditures or obligations per capita:
    1994 (dollars) .................................................       7,802
    1990 (dollars) .................................................       6,451

(NA) Not available. (D) Avoid disclosure of confidential information.
(X)  Not applicable. (S) Does not meet publication standards.
(Z)  Value > 0 but < half unit of measure shown.
NOTE: 0 data may indicate geographic/data footnotes.

Source: U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

                               [GRAPHIC OMITTED]

                            MAP OF COMPARABLE RENTALS

                               [GRAPHIC OMITTED]

                             MAP OF COMPARABLE SALES

                               [GRAPHIC OMITTED]

                                    Site Plan

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page  87

Property:  FRIARSGATE PLAZA
           7948 BROAD RIVER ROAD
           IRMO, SC 29063
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
EASY COIN LAUNDRY INC.
EASY COIN LAUNDRY, INC.           636-10   2,000             08/01/91   07/31/98        0.00                       0.00
                                                                                        7.25       09/01/91   14,500.08
                                                                                        7.50       08/01/94   15,000.00
                                                                                        8.00       08/01/97   15,999.96
------------------------------------------------------------------------------------------------------------------------
Available                         636-20   3,600                                        0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
Available                         636-40   6,425                                        0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
BI-LO INC. #126
BI-LO INC.                        636-60  44,570             07/22/81   07/31/01        1.76       08/01/81   78,423.84
                                                                                        2.80       02/01/96  124,959.00
                                                                                        0.00                       0.00
                                                                                        0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
Available                         636-70   2,040                                        0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
DOLLAR GENERAL #2828
DOLGENCORP INC.                   636-75   7,200             05/01/96   04/30/99        2.92       04/21/93   21,000.00
                                                                                        4.05       07/01/96   29,160.00
------------------------------------------------------------------------------------------------------------------------
TEZ'S
FRANK U. CORTEZ                   636-110  2,400             04/01/91   03/11/96        0.00                       0.00
                                                                                        8.75       05/01/91   21,000.00
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
EASY COIN LAUNDRY INC.
EASY COIN LAUNDRY, INC.         PRS   1981    PRS    1981     Full     0   08/01/98   07/31/03     0.00        6.00    175,000
                                                                                                   0.00        6.00          0
                                                                                                   0.00        6.00          0
                                                                                                   0.00        6.00          0
------------------------------------------------------------------------------------------------------------------------------------
Available                                0              0              0                           0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
Available                                0              0              0                           0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
BI-LO INC. #126
BI-LO INC.                      PRS   1982    PRS    1987     Full     0   08/01/01   07/31/06     4.94        0.75 10,000,000
                                                                           08/01/06   07/31/11     4.94        0.75          0
                                                                           08/01/11   07/31/16     4.94        0.75          0
                                                                                                   0.00        0.75          0
------------------------------------------------------------------------------------------------------------------------------------
Available                                0              0              0                           0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
DOLLAR GENERAL #2828
DOLGENCORP INC.                 PRS   1996    PRS    1996     Full     0   05/01/99   04/30/02     4.55        3.00    650,000
                                                                                                   0.00        3.00    972,000   Y
------------------------------------------------------------------------------------------------------------------------------------
TEZ'S
FRANK U. CORTEZ                 PRS   1982    PRS    1982     Full     0   04/01/96   03/31/01     0.00        5.00    336,000
                                                                                                   0.00        5.00          0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page  88

Property:  FRIARSGATE PLAZA
           7948 BROAD RIVER ROAD
           IRMO, SC 29063
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
     Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price
     Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
TEZ'S
FRANK U. CORTEZ                   636-110  2,400             04/01/91   03/11/96        7.00       01/01/94   16,800.00
------------------------------------------------------------------------------------------------------------------------
OUTDOOR EAST #494
LAMAR ADVERTISING                 636-120      0     P       06/01/88             MTM   0.00       06/01/95      400.00

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
TEZ'S
FRANK U. CORTEZ                 PRS   1982    PRS    1982     Full     0                           0.00        5.00          0
------------------------------------------------------------------------------------------------------------------------------------
OUTDOOR EAST #494
LAMAR ADVERTISING               None     0    None      0     None     0                           0.00        0.00          0

------------------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..    56,170                                Current Annual Base Rent    186,319.00
                              Available.    12,065
                              Total.....    68,235

PHOTOGRAPHS OF SUBJECT PROPERTY

                                [GRAPHIC OMITTED]

Broad River Road (US Highway #76 & #176) - Facing Northwest

                                [GRAPHIC OMITTED]

Broad River Road (US Highway #76 & #176) - Facing Southeast

                                [GRAPHIC OMITTED]

Woodrow Avenue - Facing South

                                [GRAPHIC OMITTED]

Woodrow Avenue - Facing North

                                [GRAPHIC OMITTED]

Front View of Subject Property

                                [GRAPHIC OMITTED]

Front View of Subject Property

                                [GRAPHIC OMITTED]

Front View of Subject Property - Vacant Shops

                                [GRAPHIC OMITTED]

Front View of Subject Property - Separate Building - Shops

                                [GRAPHIC OMITTED]

Side View of Subject and View of Entrance from Broad River Road (US Highway #76 & #176)

                                [GRAPHIC OMITTED]

Side View of Subject - Separate Building - Shops

                                [GRAPHIC OMITTED]

Rear View of Subject Property

                                [GRAPHIC OMITTED]

Rear View of Subject Property

                                [GRAPHIC OMITTED]

Rear View of Subject Property - Separate Building - Shops

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                Market Study of:

                                 MAULDIN SQUARE

                              306 North Main Street
                   Mauldin, Greenville County, South Carolina


                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                   May 8, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]

                                  May 19, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:  Market Study
     Mauldin Square
     306 North Main Street
     Mauldin, Greenville County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 8, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a strip shopping center that contains 15,800 square feet of leasable area. The center was originally constructed in 1986. The anchor tenant is Sherwin-Williams and the subject property is currently 100 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                       Respectfully submitted,

                                       O. MARSHALL DODDS COMPANY, INC.



                                       /s/ O. Marshall Dodds
                                       -----------------------------------
                                       O. Marshall Dodds, MAI
                                       State Certified General
                                       Real Estate Appraiser (CG-356)

OMD:mm

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Mauldin and Greenville County are located almost equidistant between New York and New Orleans and between Chicago and Miami. They are located in the northwestern part of the state. A portion of the Blue Ridge chain of the Appalachian Mountains crosses the northern part of the county, reaching an altitude of 3,548 feet at Sassafrass Mountain, the highest point in South Carolina. Paris Mountain, located 4 1/2 miles from Greenville rises 2,054 feet.

Greenville County's economic trends of recent decades reflect the basic changes taking place in the traditional industries and new directions in the economy of the southeast as a whole. While textiles and apparel manufacturing are still the basic industries and employers, accelerated growth has taken place in new industries as well. Major Greenville employers also produce computer components, computer machine tools, contact lens solutions, gas turbines, automobile tires, household cleaners, electric organs, pharmaceutical products, retail food items, plastic packaging, electronic devices and polyester film. Current efforts to further diversify the area's economic base include a continuing campaign to attract national and regional headquarter facilities and warehouse/distribution operations to the area.

The BMW automobile plant in Spartanburg County is now complete and is approximately 15 miles east of the central business district of Greenville. Construction of the new facility began in late 1992 and the assembly plant is in operation. Initially, the plant will employ approximately 1,000 workers capable of producing 300 vehicles per day. The initial investment by BMW totaled over $250 million. The estimated payroll both direct and indirect is expected to by $318.1 million in the first full year of operation. The investment by BMW is having a significant impact on the local economy and spurring further demand for both residential and commercial development in the Greenville and Spartanburg areas. During the first ten months of 1994, five international companies announced plans to move to the Greenville area. Two of the firms were BMW suppliers. Currently, 225 international firms from 19 nations are located within the upstate region.

The real estate market in Greenville overall appears to be very good at this time. There has been steady growth in population and unemployment rates have remained relatively low in comparison with the state and national economy. Growth is continuing to occur and it is anticipated that this will be the trend in Greenville County and the surrounding area in the foreseeable future.

Mauldin, which is part of the metropolitan area of Greenville, is located in the southern portion of the metropolitan area. The area is also known as the Golden Strip and 51.5 percent of the residents of the Golden Strip have moved to their current address in the last five years. Mauldin grew in population by 40.5 percent as their were 8,245 people in 1980 and the 1990 census shows 11,587 people in Mauldin.

The unemployment rate for Greenville County as of March, 1997 was 2.7 percent while the statewide rate was 5.5 percent.

Neighborhood and Site

The subject neighborhood is located on North Main Street in Mauldin. Commercial developments are located along Main Street and several shopping centers are also located along West Butler Avenue. The growth began in the neighborhood approximately 25 years ago and is continuing at this time. However, the immediate neighborhood is more or less stable. New growth is occurring in the northeast section of Mauldin along Woodruff Road. There is a new community shopping center under construction with Wal-Mart to occupy a superstore. The Publix store at Woodruff is also located on Woodruff Road as well as another shopping center with Bi-Lo as the major tenant. While subject neighborhood will experience some growth, it is thought that most of the retail development has occurred. K-Mart is represented in the neighborhood as well as food stores such as Bi-Lo, Publix, Ingles and Winn Dixie.

Physical features are as follows:

1.  Size                             1.40 acres or 60,984 feet

2.  Identity                         306 North Main Street

3.  Shape                            Irregular

4.  Topography                       Generally level, but sits slightly above
                                     Main Street

5.  Accessibility                    Good

6.  Utilities                        Municipal

Physical Description

Building features are as follows:

1.  Size (net)                       15,800 square feet

2.  Layout & Design                  1 story -five shops

3.  Parking Spaces                   81
                                     5.13 per 1,000 square of net area

4.  Construction                     Brick and glass front with concrete block
                                     on side and rear and metal seamed roof

Market Position and Marketability Conclusions

Single tenant big boxes continue to enter the Greenville market. Grand Piano and Furniture, Rooms-To-Go, Wal-Mart and Home Depot are active in developing free-standing sites. Restaurant chains such as Johnny Rockets, Macaroni's Grill and Lone Star continue to add to the many already successful eateries in the Greenville area with over four-dozen restaurants in downtown Greenville. Greenville Mall completed a $65 million renovation and expansion project and is leasing to speciality tenants such as Eddie Bauer, Sharon Luggage, Talbots and Williams-Sonoma. Harris Teeter and Publix continue to expand into the upstate, challenging local giants Bi-Lo and Winn Dixie. The total of all retail space surveyed in one of the publications report is 7,555,315 square feet and the occupancy rate is 93 percent. Speciality centers in the survey reported 938,573 square feet of gross leasable area with 99,834 square feet vacant which is an occupancy rate of 89.4 percent. The neighborhood centers in the survey reported total gross leasable area of 1,757,729 square feet with 73,000 square feet being vacant for a occupancy rate of 95.9 percent. The community centers included in the survey reported a total gross leasable area of 2,334,952 square feet with 65,153 square feet vacant with an occupancy rate of 97.2 percent. The regional malls reported in the survey a total gross leasable area of 2,524,061 square feet with 262,274 square feet vacant with an occupancy rate of 89.6 percent.

The subject property is located on Main Street in the downtown area of Mauldin. There are several older shopping centers located along Main Street such as the Golden Strip Mall, but the newer centers are located on West Butler Avenue. The Butler Square and Watley Square are located on West Butler Avenue. Butler Square contains approximately 80,000 square feet with major tenants being Bi-Lo, Revco and Cato Fashions. The rental rates are ranging from $10.00 to $11.00 per square foot. The Watley Square is located across the street from the Butler Square and this center contains 114,300 square feet with major tenants being Ingles and Eckerds Drugs. The former Ingles store is vacant as a new store was built next door and is now occupied by Ingles. The rental rates for the shops range from $9.00 to $10.00 per square foot in this center. The Butler East is a small strip center containing 12,000 square feet and is 90 percent occupied at this time. The rental rates are approximately $7.00 per square foot. The Mauldin Plaza contains 100,000 square feet and is 100 percent occupied. The Golden Strip shopping center contains 57,000 square feet and is also 100 percent occupied.

The tenants at subject property are Sherwin-Williams, Domino's Pizza, One Price Dry Cleaning, American General Finance and Cactus Jack's. The center is 100 percent occupied and the rental rates range from $5.50 to $8.50 per square foot. The occupancy rate for subject property has always been high.

Trends

The subject neighborhood is an older neighborhood and is established. Most of the growth in the neighborhood occurred during the 1980's. While some new growth is occurring at this time, it is thought that the neighborhood is in a stabilized period. New growth is occurring in the northeast section of Mauldin along Woodruff Road. The new community shopping center is under construction with a Wal-Mart Superstore as the major tenant. Other shopping centers have been built along Woodruff Road with Publix, Bi-Lo and Winn Dixie as major tenants. It is thought that the stability of the neighborhood will be maintained in the future and that there will be some new growth.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A.   PROPERTY DESCRIPTION

                                       SUBJECT          COMPARABLE 1                 COMPARABLE 2              COMPARABLE 3
                                       -------          ------------                 ------------              ------------
1.  Identification

    a. Name                    Mauldin Square         Butler East                  Watley Square             Butler Square
                               ---------------------  ---------------------------  ------------------------  -----------------------
    b. Street                  306 North Main Street  107 Butler Avenue            West Butler Avenue        W. Butler Ave. @ Watley
                                                                                                             Cir.
                               ---------------------  ---------------------------  ------------------------  -----------------------
    c. City                    Mauldin, SC            Mauldin, SC                  Mauldin, SC               Mauldin, SC
                               ---------------------  ---------------------------  ------------------------  -----------------------
    d. Distance from subject   N/A                    0.5 mile                     0.5  mile                 0.5 mile
                               ---------------------  ---------------------------  ------------------------  -----------------------
    e. Contact                 Edens Avant, Inc.      Sale Star                    John Spake Real Est. Co.  Caine Company
                               ---------------------  ---------------------------  ------------------------  -----------------------
    f. Phone                   (803) 233-5011         (864) 246-2741               (864) 269-3786            (864) 250-2600
                               ---------------------  ---------------------------  ------------------------  -----------------------
2.  Attributes

    a. Year built              1986                   1987                         1987                      1988
                               ---------------------  ---------------------------  ------------------------  -----------------------
    b. Net sq. Ft.             15,800                 12,000                       114,300                   80,500
                               ---------------------  ---------------------------  ------------------------  -----------------------
    c. # building              1                      1                            1                         1
                               ---------------------  ---------------------------  ------------------------  -----------------------
    d. #stories                1                      1                            1                         1
                               ---------------------  ---------------------------  ------------------------  -----------------------
    e. Avg. Floor plate size
       (sq. Ft.), if office    N/A                    N/A                          N/A                       N/A
                               ---------------------  ---------------------------  ------------------------  -----------------------
    f. # elevators             N/A                    N/A                          N/A                       N/A
                               ---------------------  ---------------------------  ------------------------  -----------------------
    g. Parking                 Adequate               Adequate                     Adequate                  Adequate
                               ---------------------  ---------------------------  ------------------------  -----------------------
    h. Construction Type       Brick/Metal            Brick/Concrete Block         Brick/Concrete Block      Brick/Concrete Block
                               ---------------------  ---------------------------  ------------------------  -----------------------
    i. Vacancy %               0%                     10.0%                        34.0%                     19.0%
                               ---------------------  ---------------------------  ------------------------  -----------------------
    j. Anchors, if Retail      Sherwin-Williams       EL Jacks Mexican restaurant  Ingles, Eckerds           Bi-Lo, Revco
                               ---------------------  ---------------------------  ------------------------  -----------------------

Comments: The comparables are located on Butler Avenue which is in the subject neighborhood. Subject is located on Main Street, but these three comparables are located within1/2mile of subject. Comparable #1 is very similar to subject, in that, it only has 12,000 square feet and has several small shops. Comparables #2 and #3 are anchored by a food store and drug store. Comparable #2 has a high vacancy rate, but Ingles has vacated their store which causes the high percentage of vacancy. Ingles has constructed a new store next door to the existing store. Several stores are vacant in the Butler Square. Subject property has always operated at a high occupancy rate.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                         SUBJECT          COMPARABLE 1            COMPARABLE 2            COMPARABLE 3
                                         -------          ------------            ------------            ------------
1.  Asking Rental Rate

    a. Anchor Space              $8.38                  N/A                     N/A                     N/A
                                 -------------------    --------------------    --------------------    ---------------------
    b. Shop Space                $5.50 - $8.50          $7.00                   $9.00 - $10.00          $10.00 - $11.00
                                 -------------------    --------------------    --------------------    ---------------------
2.  Lease Type (Gross/Net)       Triple Net             Triple Net              Triple Net              Triple Net
                                 -------------------    --------------------    --------------------    ---------------------
3.  Rent Concessions             None                   None                    None                    None
                                 -------------------    --------------------    --------------------    ---------------------
4.  Effective Rent               $5.50 - $8.50          $7.00                   $9.00 - $10.00          $10.00 - $11.00
                                 -------------------    --------------------    --------------------    ---------------------
5.  TI Allowance                 None                   None                    None                    None
                                 -------------------    --------------------    --------------------    ---------------------
6.  Expense Stop                 None                   None                    None                    None
                                 -------------------    --------------------    --------------------    ---------------------
7.  Length of Lease Term         3 - 5 years - Shops    3 - 5 years - Shops     3 - 5 years - Shops     3 - 5 years - Shops
                                 -------------------    --------------------    --------------------    ---------------------
8.  Commissions                  5.00% to 7.00%         5.00% to 7.00%          5.00% - 7.00%           5.00%  - 7.00%
                                 -------------------    --------------------    --------------------    ---------------------
9.  Percentage Rent
    (per lease terms)            None                   None                    Ingles, Eckerds         Bi-Lo, Revco
                                 -------------------    --------------------    --------------------    ---------------------
10. Historical Annual
    Absorption/sq.ft.            N/A                    N/A                     N/A                     N/A
                                 -------------------    --------------------    --------------------    ---------------------
11. Annual Operating Expense
psf (Including taxes)            N/A                    N/A                     N/A                     N/A
                                 -------------------    --------------------    --------------------    ---------------------
C.  RANK RELATIVE
    TO SUBJECT

    (inferior, similar,
      superior)                  N/A                    Similar                 Similar                 Similar
                                 -------------------    --------------------    --------------------    ---------------------

D. EXPLAIN RANKING/COMMENTS: The comparables have been rated as similar to subject. However, Comparable #1 is the most similar as it is approximately the same size and consist of several small shops such as subject. The rental rate for Comparable #1 is similar to the rental rate in subject, whereas, the rental rates for the shops in Comparables #2 and #3 are higher. This is caused by the attraction of the food store and drug store.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================

                               [GRAPHIC OMITTED]

Name:                     Butler East
Location:                 107 Butler Avenue
                          Mauldin, SC
Year Built:               1987
Total Size:               12,000 SF
Vacant Space:             1,200 Sf
Vacancy Rate:             10.0%
Rental Range:             $7.00
Tenant Expenses:          Triple Net

Remarks: This center is located on Butler Avenue. The major tenant is EL Jacks Mexican restaurant.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]

Name:                     Watley Square
Location:                 West Butler Avenue
                          Mauldin, SC
Year Built:               1987
Total Size:               114,300 SF
Vacant Space:             38,862 SF
Vacancy Rate:             34.0%
Rental Range:             $9.00 - $10.00
Tenant Expenses:          Triple Net

Remarks: This center is located on West Butler Avenue. Major tenants are Ingles and Eckerds.

Comparable Rental No. 3
================================================================================

                               [GRAPHIC OMITTED]

Name:                     Butler Square
Location:                 West Butler Avenue at Watley Circle
                          Mauldin, SC
Year Built:               1988
Total Size:               80,500 SF
Vacant Space:             15,295 SF
Vacancy Rate:             19.0%
Local Rent Range:         $10.00 - $11.00
Tenant Expenses:          Triple Net

Remarks: This center is located on West Butler Avenue at Watley Circle. Major tenants include Bi-Lo and Revco.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLES

                                         SUBJECT             COMPARABLE 1            COMPARABLE 2               COMPARABLE 3
                                         -------             ------------            ------------               ------------
1.   Identification

     a.  Name                    Mauldin Square            St. Andrews Crossing    Eastgate Shopping Center   One Norman Center
                                 ----------------------    ---------------------   ------------------------   ----------------------
                                                                                   NWC Whiskey Rd. &          19706 One Norman Blvd.
     b. Street Address           306 North Main Street     817 St. Andrews Road    Eastgate Dr.
                                 ----------------------    ---------------------   ------------------------   ----------------------
     c. City                     Mauldin, SC               Columbia, SC            Aiken, SC                  Cornelius, NC
                                 ----------------------    ---------------------   ------------------------   ----------------------
     d. Distance from Subject    N/A                       101 miles               108 miles                  95 miles
                                 ----------------------    ---------------------   ------------------------   ----------------------

2.   Attributes

     a. Year Built               1986                      1994                    1995                       1993
                                 ----------------------    ---------------------   ------------------------   ----------------------
     b. Net sq. feet             15,800                    66,910 SF               75,716 SF                  54,185 SF
                                 ----------------------    ---------------------   ------------------------   ----------------------
     c. # Buildings              1                         1                       1                          1
                                 ----------------------    ---------------------   ------------------------   ----------------------
     d. # of Stories             1                         1                       1                          1
                                 ----------------------    ---------------------   ------------------------   ----------------------
     e. Vacancy %                0%                        0%                      7.21%                      6.98%
                                 ----------------------    ---------------------   ------------------------   ----------------------

3.   Sales Information

     a. Sales Price              N/A                       $6,550,000              $6,675,000                 $4,650,000
                                 ----------------------    ---------------------   ------------------------   ----------------------
     b. Sales Price PSF          N/A                       $97.89                  $88.16                     $85.82
                                 ----------------------    ---------------------   ------------------------   ----------------------
     c. Date                     N/A                       05-25-94                09-28-95                   10-12-95
                                 ----------------------    ---------------------   ------------------------   ----------------------
     d. NOI at time of Sale      N/A                       $634,797                $782,704                   $474,591
                                 ----------------------    ---------------------   ------------------------   ----------------------
     e. Cap. Rate                N/A                       9.69%                   9.86%                      9.68%
                                 ----------------------    ---------------------   ------------------------   ----------------------
4.  Rank Relative to Subject
    (inferior, similar,
      superior)                  N/A                       Superior                Superior                   Superior
                                 ----------------------    ---------------------   ------------------------   ----------------------

II.  SALES COMPARABLES

                                   COMPARABLE 4
                                   ------------

1.   Identification

     a.  Name                    Paw Creek Commons
                                 ----------------------
                                 E/S Little Rock Road
     b. Street Address           at Freedom Drive
                                 ----------------------
     c. City                     Charlotte, NC
                                 ----------------------
     d. Distance from Subject    92  miles
                                 ----------------------

2.   Attributes

     a. Year Built               1996
                                 ----------------------
     b. Net sq. feet             66,050 SF
                                 ----------------------
     c. # Buildings              1
                                 ----------------------
     d. # of Stories             1
                                 ----------------------
     e. Vacancy %                2.73%
                                 ----------------------

3.   Sales Information

     a. Sales Price              $5,384,000
                                 ----------------------
     b. Sales Price PSF          $77.52
                                 ----------------------
     c. Date                     03-25-97
                                 ----------------------
     d. NOI at time of Sale      $517,412
                                 ----------------------
     e. Cap. Rate                9.61%
                                 ----------------------
4.  Rank Relative to Subject
    (inferior, similar,
      superior)                  Superior
                                 ----------------------

Explain Ranking/Comments: The comparables have been ranked as superior to subject. The reason for this is because these comparables have large anchor tenants such as a food store and a drug store. While subject property is currently at an occupancy rate of 100 percent and has always operated at a high occupancy rate, it is thought that there would be more risk involved with a property with smaller tenants and shorter term leases. Subject property does have a place in the marketplace and it is thought that there would be a demand from purchasers, if the property were to be placed on the market.

COMPARABLE IMPROVED SALES

Comparable Sale No. 1
================================================================================

                               [GRAPHIC OMITTED]

TMS                       6012 -1 -1
NAME                      St. Andrews Crossing
LOCATION                  St. Andrews Road and I-26, Columbia, SC
GRANTOR                   Hayley-Redd, L.P.
GRANTEE                   F.A.C. Properties
DEED REFERENCE            Book 1199, Page 331
DATE                      May 25, 1994
SALES PRICE               $6,550,000
ADJUSTED SALES PRICE      $6,550,000
SIZE BUILDING             66,910
SALES PRICE PER S.F.      $97.89
SIZE LAND (ACRES)         8.08
SIZE LAND (S.F.)          351,965
YEAR BUILT                1994
LAND/BUILDING RATIO       5.26 To 1
UTILITIES                 All available
VERIFICATION              Deed
ZONING                    Commercial
FINANCING                 Market
EFFECTIVE GROSS INCOME    $686,905
EGIM                      9.54
NET OPERATING INCOME      $634,797
OVERALL RATE              9.69%
VERIFICATION              Public Records
TYPE OF PURCHASER         Private Investor
COMMENTS                  This was an arms length sale. This neighborhood
                          shopping center is anchored by Kroger and is located in a good commercial area with good accessibility and fair exposure. The construction is brick veneer and concrete block.

(503)

Comparable Sale No. 2
================================================================================

                               [GRAPHIC OMITTED]

NAME                      Eastgate Shopping Center
LOCATION                  Northwest Corner  of Whiskey  Road and Eastgate Drive,
                          Aiken, SC
GRANTOR                   PDG Aiken Partners, LP
GRANTEE                   Southeast U.S. Retail, LP
DATE                      Sep 28, 1995
SALES PRICE               $6,675,000
SIZE BUILDING             75,716
SALES PRICE PER S.F.      $88.16
SIZE LAND (ACRES)         8.79
SIZE LAND (S.F.)          382,892
YEAR BUILT                1995
LAND/BUILDING RATIO       5.06 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $782,704
EFFECTIVE GROSS INCOME    $782,704
GROSS INCOME MULTIPLE     8.53
EGIM                      8.53
NET OPERATING INCOME      $657,896
OVERALL RATE              9.86%
TYPE OF PURCHASER         Private Investor
COMMENTS                  Part of a portfolio of Publix anchored shopping
                          centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

(643)

Comparable Sale No. 3
================================================================================

                               [GRAPHIC OMITTED]

NAME                      One Norman Center
LOCATION                  19706 One Norman Boulevard, Cornelius, Mecklenburg
                          County, NC
GRANTOR                   One Norman Center, LP
GRANTEE                   Lucky Realty
DEED REFERENCE            Book 8325, Page 721
DATE                      Oct 12, 1995
SALES PRICE               $4,650,000
SIZE BUILDING             54,185
SALES PRICE PER S.F.      $85.82
SIZE LAND (ACRES)         5.69
SIZE LAND (S.F.)          247,856
YEAR BUILT                1993
LAND/BUILDING RATIO       4.57 To 1
UTILITIES                 All Public
VERIFICATION              Public Records
ZONING                    CUB-2
FINANCING                 Cash to Seller
GROSS POTENTIAL INCOME    $474,591
EFFECTIVE GROSS INCOME    $474,591
GROSS INCOME MULTIPLE     9.80
EGIM                      9.80
NET OPERATING INCOME      $450,188
OVERALL RATE              9.68%
TYPE OF PURCHASER         Private Investor
COMMENTS                  This is a neighborhood center with Bi-Lo as the major
                          tenant (42,680 SF). Locals include Blockbuster Video,
                          El Cancun Restaurant, Papa John's Pizza, Baskin
                          Robbins. The rent for Bi-Lo is $8.25 per square foot;
                          local shops range from $10.50 to $13.00 per square foot. Triple net lease.

(716)

Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]

TMS                       59 -231 -22 ,23 pt.
NAME                      Paw Creek Commons
LOCATION                  East side of Little Rock Road  at Freedom Drive,
                          Charlotte, NC
GRANTOR                   Paw Creek, LLC
GRANTEE                   Frastacky and Associates
DATE                      Mar 25, 1997
SALES PRICE               $5,120,000
ADJUSTED SALES PRICE      $5,384,000
SIZE BUILDING             66,050
SALES PRICE PER S.F.      $77.52
SIZE LAND (ACRES)         9.82
SIZE LAND (S.F.)          427,759
YEAR BUILT                1996
LAND/BUILDING RATIO       6.48 To 1
UTILITIES                 Municipal
VERIFICATION              Public Records
ZONING                    CC, Commercial Center
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $568,840
EFFECTIVE GROSS INCOME    $552,054
GROSS INCOME MULTIPLE     9.00
EGIM                      9.27
NET OPERATING INCOME      $517,412
OVERALL RATE              9.61%
TYPE OF PURCHASER         Private Investor
COMMENTS                  The overall rate of 10.10 percent has been adjusted
                          down by 50 basis points since the sales contract is pre-construction. The major tenants are Winn Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. Anchor income is 79.41 percent of gross income.

(793)

ADDENDA

o     Greenville County Demographics
o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

USA COUNTIES 1996
Geographic Area: Greenville, SC (45045)
Table: GENERAL PROFILE
--------------------------------------------------------------------------------
POPULATION AND HOUSING (Bureau of the Census)
  Total resident population:
    1995 ............................................................    339,908
      Percent 65 years and over .....................................       12.3
    1990 ............................................................    320,167
    1980 ............................................................    287,895
  Occupied housing units, 1990 ......................................    122,878
    Percent owner occupied ..........................................       66.2
BIRTHS AND DEATHS (National Center for Health Statistics)
  Births, 1993 ......................................................      4,704
    Per 1,000 resident population ...................................       14.2
    Percent to mothers under 20 years of age ........................       14.1
  Deaths, 1993 ......................................................      2,789
    Per 1,000 resident population ...................................        8.4
  Infant deaths per 1,000 live births, 1993 .........................        5.7
EDUCATION (Bureau of the Census)
  Persons 25 years and over, 1990 ...................................    207,093
    Percent high school graduates ...................................       71.6
    Percent college graduates .......................................       21.0
LABOR FORCE (Bureau of Labor Statistics)
  Civilian labor force, 1994 ........................................    182,133
    Percent unemployed ..............................................        4.1
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
  Total establishments, 1993 ........................................      9,966
    Percent retail trade ............................................       23.6
    Percent services ................................................       34.3
  Paid employees, 1993 (pay period including March 12) ..............    205,350
  Annual payroll, 1993 ($1,000) .....................................  4,983,364
PERSONAL INCOME (Bureau of Economic Analysis)
  Total personal income, 1993 ($1,000) ..............................  6,498,827
    Per capita (dollars) ............................................     19,655
AGRICULTURE (Bureau of the Census)
  Number of farms, 1992 .............................................        689
    Land in farms as percent of total land ..........................         13
RETAIL TRADE (Bureau of the Census)
  Retail sales, 1992 ($1,000) .......................................  3,022,379
    Per capita (dollars) ............................................      9,246
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
  Number of offices, June 30, 1994 ..................................        121
    Total deposits ($1,000) .........................................  3,269,128
SOCIAL PROGRAMS (Social Security Administration)
  Total Social Security recipients, December 1993 ...................     55,200
    Retired workers .................................................     35,020
  Supplementary Security Income recipients, December 1994 ...........      7,014
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
  Total direct expenditures or obligations per capita:
    1994 (dollars) ..................................................      4,036
    1990 (dollars) ..................................................      2,203
--------------------------------------------------------------------------------
A) Not available. (D) Avoid disclosure of confidential information.
(X) Not applicable. (S) Does not meet publication standards.
(Z) Value > 0 but < half unit of measure shown.
NOTE: 0 data may indicate geographic/data footnotes.

Source: U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

1 of 1

                               [GRAPHIC OMITTED]

                             Comparable Rentals Map

                               [GRAPHIC OMITTED]

                               Improved Sales Map

                               [GRAPHIC OMITTED]

                                   Site Plan

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  MAULDIN SQUARE
           306 N. MAIN STREET
           MAULDIN, SC 29662-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
     Renewal Options  TYP Column: TBD - To be Determined CPI - Consumer Price
     Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
SHERWIN-WILLIAMS #2194
THE SHERWIN-WILLIAMS CO.          638-10    5,000            08/01/86   07/31/01        8.38       08/01/91  41,880.00
                                                                                        0.00                      0.00
                                                                                        0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
DOMINO'S PIZZA
GARTH RACH, INC.                  638-20    2,000            03/01/93   02/28/01        0.00                      0.00
                                                                                        6.00       03/15/93  12,000.00
                                                                                        6.00       03/01/96  12,000.00
                                                                                        6.50       03/01/97  12,999.96
                                                                                        7.00       03/01/98  13,999.92
------------------------------------------------------------------------------------------------------------------------
OLYMPUS/ONE PRICE CLEANERS
OPC INC.                          638-30    2,800            07/01/95   06/30/00        6.50       07/01/95  18,200.04
                                                                                        0.00                      0.00
------------------------------------------------------------------------------------------------------------------------
AMERICAN GENERAL FINANCE
AMERICAN GENERAL FINANCE          638-40    1,600            08/01/94   07/31/99        0.00                      0.00
                                                                                        0.00                      0.00
                                                                                        8.25       08/01/94  13,200.00
                                                                                        8.50       08/01/96  13,599.96
------------------------------------------------------------------------------------------------------------------------
CACTUS JACK'S
OVERLAND CATTLE COMPANY, INC.     638-50    4,400            07/01/95   06/30/00        5.50       07/01/95  24,200.04
                                                                                        0.00                      0.00
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
CACTUS JACK'S
OVERLAND CATTLE COMPANY, INC.     638-50    4,400            07/01/95   06/30/00        6.00       07/01/97  26,400.00
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
SHERWIN-WILLIAMS #2194
THE SHERWIN-WILLIAMS CO.        Full     0    None      0     None     0   08/01/96   07/31/01     0.00        0.00         0
                                                                           08/01/01   07/31/06     0.00        0.00         0
                                                                           08/01/06   07/31/11     0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
DOMINO'S PIZZA
GARTH RACH, INC.                Full     0    Full      0     Full     0   03/01/96   02/28/01     6.00        0.00         0
                                                                                                   0.00        0.00         0
                                                                                                   0.00        0.00         0
                                                                                                   0.00        0.00         0
                                                                                                   0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
OLYMPUS/ONE PRICE CLEANERS
OPC INC.                        Full     0    Full      0     Full     0   07/01/00   06/30/05     0.00        0.00         0
                                                                                                   0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
AMERICAN GENERAL FINANCE
AMERICAN GENERAL FINANCE        Full     0    Full      0     Full     0   08/01/99   07/31/04     9.00        0.00         0
                                                                                                   0.00        0.00         0
                                                                                                   0.00        0.00         0
                                                                                                   0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
CACTUS JACK'S
OVERLAND CATTLE COMPANY, INC.   Full     0    Full      0     Full     0   07/01/00   06/30/05     0.00        0.05   750,000
                                                                                                   0.00        0.05         0
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
CACTUS JACK'S
OVERLAND CATTLE COMPANY, INC.   Full     0    Full      0     Full     0                           0.00        0.05         0
------------------------------------------------------------------------------------------------------------------------------------
                Square Feet: Occupied..    15,800                                Current Annual Base Rent   110,880.00
                             Available.         0
                             Total.....    15,800

PHOTOGRAPHS OF SUBJECT PROPERTY

                               [GRAPHIC OMITTED]

Laurens Road Looking North

                               [GRAPHIC OMITTED]

Laurens Road Looking South

                               [GRAPHIC OMITTED]

Subject - Front And Side View

                               [GRAPHIC OMITTED]

Subject - Front View

                               [GRAPHIC OMITTED]

Entrance Way To Subject From Laurens Road

                               [GRAPHIC OMITTED]

Subject - Rear View

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]
                                Market Study of:

                                 SHOTWELL SQUARE

                            1614 East Shotwell Street
                       Bainbridge, Decatur County, Georgia


                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                 April 15, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]

                                  May 19, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re: Market Study
    Shotwell Square
    1614 East Shotwell Street
    Bainbridge, Decatur County, Georgia

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 15, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood center that contains 42,037 square feet of leasable area. The center was originally constructed in 1980. The anchor tenant is Harvey's Supermarket and the subject property is currently 100 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                       Respectfully submitted,

                                       O. MARSHALL DODDS COMPANY, INC.



                                       /s/ O. Marshall Dodds
                                       --------------------------------
                                       O. Marshall Dodds, MAI
                                       State Certified General
                                       Real Estate Appraiser (CG-356)

OMD:mm

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Bainbridge and Decatur County are located in the southwest corner of Georgia. Bainbridge, the County Seat, is nestled on the banks of the Flint River and Lake Seminole is located nearby. The population of Bainbridge in 1994 was 11,099 while the population of Decatur County was 26,462. The chart below gives an indication of the population trend over the years.

               ---------------------------------------------------
                                   POPULATION
               ---------------------------------------------------
                                            City           County
               ---------------------------------------------------
                    1950                   7,562           23,620
                    1960                  12,714           25,203
                    1970                  10,887           22,310
                    1980                  10,553           25,495
                    1990                  10,712           25,511
                    1994                  11,099           26,462
               ---------------------------------------------------

The per capita income has continued to increase in the county from 1970 through 1992. The chart below shows this information.

               ---------------------------------------------------
                               PER CAPITA INCOME
               ---------------------------------------------------
                                          County          Georgia
               ---------------------------------------------------
                    1970                  $2,313           $3,373
                    1980                   6,123            8,353
                    1985                   9,362           12,864
                    1986                  10,210           13,798
                    1988                  11,824           15,485
                    1990                  13,446           17,121
                    1992                  14,766           18,549
               ---------------------------------------------------

The largest employers in Decatur County are as follows.

1.    Amoco Fabrics Company
2.    Amoco Fibers
3.    Engle Hard Corporation
4.    Elberta Crate and Box Company

There are several other large industries in adjacent Grady County which would be Ithacha Industries, Tarington Company, W.B. Roddenbery Company and Wight Nurseries, Inc. The Bainbridge economy enjoyed a period of unprecedented expansion during the 1980's. Low labor costs and lack of unions have helped attract and keep business in the area. Local manufacturers have demonstrated their continued commitment to Bainbridge as ten companies have expanded their facilities in the area creating 800 jobs over the past five years. There are two industrial parks in Bainbridge covering 3,200 acres, where 50 corporate plants produce food, textiles, chemical products, paper, rubber, plastics, metal and machinery.

Bainbridge is Georgia's premier inland port city. The Georgia State Docks and Barge Terminal in Bainbridge is a major shipping port for goods destined for the Gulf of Mexico. This facility is located on the Flint River.

The tourist and sport fishing industry has also been exhibiting vigorous and consistent revenue growth over the past decade with especially strong growth over the past few years. Over 4 million visitors annually are attracted to the area's moderate year-round climate and comfortable surroundings. Natural amenities include 37,500 unspoiled acres of fishing, hunting and water sports on Lake Seminole.

The economy of Bainbridge has maintained its stability over the years and is expected to continue in the future. The continued expansion in the Bainbridge economy coupled with an active tourist trade assure the continued strength of the economic foundation of Bainbridge.

The subject property is located in Decatur County and the unemployment rate was
8.7 percent in 1994. The unemployment rate statewide for the same year was 5.2 percent.

Neighborhood and Site

The neighborhood is located along East Shotwell Street which is also US Highway #84. The downtown area of Bainbridge is located to the west of subject neighborhood and the city limit line or county road is located east of the neighborhood. The direction of growth for the City of Bainbridge has been to the east and to the southwest. The reason for this is because of the Flint River which runs in a southwest/northeast direction. There are several developments in the neighborhood which would include the Bainbridge Mall, the Bainbridge Memorial Hospital, Bainbridge Town Center, Market Square Shopping Center, Shotwell Plaza and West Building Materials. There are fast food restaurants are located along Shotwell Street and these include Taco Bell, Pizza Hut, Wendy's, McDonald's, Kentucky Fried Chicken and Golden Corral. Several convenience/self-service gasoline stations are located along East Shotwell Street as well as several automobile dealerships.

Physical features are as follows:

1.  Size                          6.20 acres or 270,072 square feet
2.  Identity                      1614 East Shotwell Street
3.  Shape                         Irregular
4.  Topography                    Generally level and on street grade with East
                                  Shotwell Street
5.  Accessability                 Good from either direction
6.  Utilities                     Municipal

Physical Description

Building features are as follows:

1.  Size (net)                    42,037 square feet
2.  Layout & Design               1 story-food store, variety store, three shops
3.  Parking Spaces                260
                                  6.19 per 1,000 square of net area
4.  Construction                  Brick and glass front with concrete block on
                                  side and rear and metal seam roof

Market Position and Marketability Conclusions

Subject property is located along East Shotwell Street and the other competing shopping centers in Bainbridge are also located along East Shotwell Street or just off of this thoroughfare. A brief description of these shopping facilities is as follows.

1. Shotwell Square (Subject Property) - The major tenant in this center is Harvey's Supermarket which contains 22,197 square feet. The total size of the center is 42,037 square feet and there are no vacancies. Other tenants include Goodwill Industries (6,600 square feet), Turner Rental (3,000 square feet), Turner Finance Company (1,600 square feet) and Dollar General (8,640 square feet).

2. Bainbridge Mall - The major tenants in Bainbridge Mall are Belk-Simpson (40,800 square feet), Goody's (19,800 square feet), Bargaintown (15,000 square feet), Heileg-Meyers (21,000 square feet) and a vacant store with 10,500 square feet. The owners are negotiating with Sears Hardware as a tenant for this space at this time. The smaller tenants would include Pic-N-Pay shoes, Freidman's Jewelers, Peppermint Music-Post-Petitio, Dress for Less, Goodwyn Jewelers, Cato/Cato Plus, Bombay, Lee Nails, Mane Tamer, Radio Shack, Athletic Attic, Spotlight Cinemas, Bainbridge National Bank ATM and Impulse, Inc. The vacancy rate is 9.37 percent.

3. Bainbridge Town Center - This center has K-Mart, Food Lion and Revco Drugs as the major tenants. Other tenants include Video Superstore, Old Mexico restaurant, Ninety- 9 Cents store, Haircutters and Tans, New China Chinese Food, One Price $7, Shoe City and Its Fashion. There are two vacant shops in this center at this time as the vacancy rate is 2 percent. The rental rates range from $6.00 to $8.00 per square foot.

4. Market Square - The major tenant in this center is Marketplace Winn-Dixie with other tenants being Upton's Fashions, Movie Gallery, Renter's Choice, Yogurt Shop, Financial Services and K&K Beauty Supply. There are three vacant shops in this center at this time and the vacancy rate is 6.5 percent. The rental rates range from $6.50 to $7.00 per square foot.

5. Bainbridge Crossing Shopping Center - The major tenants in this center are Big "B" Drugs and Family Dollar. This center is 100 percent occupied at this time. The rental rates range from $6.25 to $7.50 per square foot.

6. Scott Street Plaza - This is an older center that was built in 1975. There are no anchor tenants in this center. Tenants include Fleet Finance, Flowers by Cooper and Ceborn Printing. The rental rates range from $3.00 to $3.50 per square foot.

The subject property has Harvey's Supermarket occupying the largest store of 22,197 square feet at a rental rate of $3.44 per square foot. Dollar General is occupying a store containing 8,640 square feet at $2.99 per square foot. The other stores are occupying shops and the rental rate ranges from $4.55 per square foot to $5.25 per square foot. These rental rates are within the range of the rental rates for the other shopping centers along East Shotwell Street.

Trends

The subject property is located on a major traffic artery in Bainbridge, Georgia. Several other shopping facilities are located on East Shotwell Street with subject property. The market appears to be stable at this time and there are no other shopping centers that are planned for the area. The neighborhood is stable at this time and it is thought that the stability will be maintained in the future.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                        SUBJECT               COMPARABLE 1              COMPARABLE 2              COMPARABLE 3
                                        -------               ------------              ------------              ------------
1.  Identification

    a. Name                    Shotwell Square              Bainbridge Town Center    Market Square             Bainbridge Crossing
                               --------------------------   -----------------------   ----------------------    --------------------
                                                                                                                NEC of East Shotwell
    b. Street                  1614 East Shotwell Street    N/S East Shotwell St.     N/S East Shotwell St.     St. and Russ Street
                               --------------------------   -----------------------   ----------------------    --------------------
    c. City                    Bainbridge, GA               Bainbridge, GA            Bainbridge, GA            Bainbridge, GA
                               --------------------------   -----------------------   ----------------------    --------------------
    d. Distance from subject   N/A                          2 Blocks                  2 Blocks                  4 Blocks
                               --------------------------   -----------------------   ----------------------    --------------------
    e. Contact                 Edens Avant, Inc.            American Star Dev.        The Gates Company         The Gates Company
                               --------------------------   -----------------------   ----------------------    --------------------
    f. Phone                   803-779-4420                 (205) 277-1000            (404) 324-6464            (404) 324-6464
                               --------------------------   -----------------------   ----------------------    --------------------
2.  Attributes

    a. Year built              1980                         1990                      1989                      1986
                               --------------------------   -----------------------   ----------------------    --------------------
    b. Net sq. Ft.             42,037                       132,500                   52,325                    18,100
                               --------------------------   -----------------------   ----------------------    --------------------
    c. # building              1                            1                         1                         1
                               --------------------------   -----------------------   ----------------------    --------------------
    d. #stories                1                            1                         1                         1
                               --------------------------   -----------------------   ----------------------    --------------------
    e. Avg. Floor plate size
       (sq. Ft.), if office    N/A                          N/A                       N/A                       N/A
                               --------------------------   -----------------------   ----------------------    --------------------
    f. # elevators             N/A                          N/A                       N/A                       N/A
                               --------------------------   -----------------------   ----------------------    --------------------
    g. Parking                 Adequate                     Adequate                  Adequate                  Adequate
                               --------------------------   -----------------------   ----------------------    --------------------
    h. Construction Type       Brick/Concrete Block         Brick/Concrete Block      Brick/Concrete Block      Brick/Concrete Block
                               --------------------------   -----------------------   ----------------------    --------------------
    i. Vacancy %               0%                           2.0%                      6.50%                     0%
                               --------------------------   -----------------------   ----------------------    --------------------
                                                            Food Lion, K-Mart,        Big "B" Drugs,
    j. Anchors, if Retail      Harvey's Supermarket         Revco                     Winn-Dixie                Family Dollar
                               --------------------------   -----------------------   ----------------------    --------------------

                                   COMPARABLE 4
                                   ------------

1.  Identification

    a. Name                      South Street Plaza
                                 -----------------------

    b. Street                    E/S Scott Street
                                 -----------------------
    c. City                      Bainbridge, GA
                                 -----------------------
    d. Distance from subject     6 Blocks
                                 -----------------------
    e. Contact                   Harold Lambert
                                 -----------------------
    f. Phone                     (912) 246-5694
                                 -----------------------
2.  Attributes

    a. Year built                1975
                                 -----------------------
    b. Net sq. Ft.               35,000
                                 -----------------------
    c. # building                1
                                 -----------------------
    d. #stories                  1
                                 -----------------------
    e. Avg. Floor plate size
       (sq. Ft.), if office      N/A
                                 -----------------------
    f. # elevators               N/A
                                 -----------------------
    g. Parking                   Adequate
                                 -----------------------
    h. Construction Type         Brick/Concrete Block
                                 -----------------------
    i. Vacancy %                 4.21%
                                 -----------------------

    j. Anchors, if Retail        Local shops
                                 -----------------------

Comments: The rental rates for subject property are lower than the rental rates for these comparables with the exception of Comparable #4 which is at the lower end of the range. The rental rate for the major tenant is slightly higher than the rental rates for the major tenants in Bainbridge Mall. It is thought that these properties are comparable and subject is being rented within the range of these comparables.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                      SUBJECT           COMPARABLE 1          COMPARABLE 2           COMPARABLE 3
                                      -------           ------------          ------------           ------------
1.  Asking Rental Rate

    a. Anchor Space            $3.44                  $4.60 - $6.00         N/A                    N/A
                               -------------------    -------------------   -------------------    -------------------
    b. Shop Space              $4.55 - $5.25          $6.00 - $8.00         $6.50 - 47.00          $6.50 - $7.00
                               -------------------    -------------------   -------------------    -------------------
2.  Lease Type (Gross/Net)     Triple Net             Triple Net            Triple Net             Triple Net
                               -------------------    -------------------   -------------------    -------------------
3.  Rent Concessions           None                   None                  None                   None
                               -------------------    -------------------   -------------------    -------------------
4.  Effective Rent             $4.55 - $5.25          $6.00 - $8.00         $6.50 - $7.00          $6.25 - $7.50
                               -------------------    -------------------   -------------------    -------------------
5.  TI Allowance               None                   None                  None                   None
                               -------------------    -------------------   -------------------    -------------------
6.  Expense Stop               None                   None                  None                   None
                               -------------------    -------------------   -------------------    -------------------
7.  Length of Lease Term       3 - 5 years (shop)     3 - 5 years (shop)    3 - 5 years (shop)     3 - 5 years (shop)
                               -------------------    -------------------   -------------------    -------------------
8.  Commissions                5.00% to 7.00%         5.00% to 7.00%        5.00% - 7.00%          5.00% to 7.00%
                               -------------------    -------------------   -------------------    -------------------
9.  Percentage Rent                                   Food Lion, K-Mart,                           Big "B" Drugs,
    (per lease terms)          None                   Revco                 Winn Dixie             Family Dollar
                               -------------------    -------------------   -------------------    -------------------
10. Historical Annual
    Absorption/sq.ft.          N/A                    N/A                   N/A                    N/A
                               -------------------    -------------------   -------------------    -------------------

11. Annual Operating Expense
psf (Including taxes)          N/A                    N/A                   N/A                    N/A
                               -------------------    -------------------   -------------------    -------------------

C.  RANK RELATIVE
    TO SUBJECT

    (inferior, similar,
      superior)                N/A                    Similar               Similar                Similar
                               -------------------    -------------------   -------------------    -------------------

                                   COMPARABLE 4
                                   ------------

1.  Asking Rental Rate

    a. Anchor Space              N/A
                                 -------------------
    b. Shop Space                $3.00 - $3.50
                                 -------------------
2.  Lease Type (Gross/Net)       Triple Net
                                 -------------------
3.  Rent Concessions             None
                                 -------------------
4.  Effective Rent               $3.00 - $3.50
                                 -------------------
5.  TI Allowance                 None
                                 -------------------
6.  Expense Stop                 None
                                 -------------------
7.  Length of Lease Term         3 - 5 years (shop)
                                 -------------------
8.  Commissions                  5.00% to 7.00%
                                 -------------------
9.  Percentage Rent
    (per lease terms)            None
                                 -------------------
10. Historical Annual
    Absorption/sq.ft.            N/A
                                 -------------------

11. Annual Operating Expense
psf (Including taxes)            N/A
                                 -------------------

C.  RANK RELATIVE
    TO SUBJECT

    (inferior, similar,
      superior)                  Similar
                                 -------------------

D. EXPLAIN RANKING/COMMENTS: These comparable properties have been rated as similar to subject. It is thought that subject property is similar to these comparables. All of the comparables and subject are located along East Shotwell Street. The comparables and subject property are experiencing high occupancy rates at this time.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================

                               [GRAPHIC OMITTED]

Name:                    Bainbridge Town Center
Location:                N/S East Shotwell Street
                         Bainbridge, GA
Year Built:              1990
Total Size:              132,500 SF
Vacant Space:            2,860 SF
Vacancy Rate:            2.00%
Rental Range:            $6.00 - $8.00 per square foot
Tenant Expenses:         Triple Net

Remarks:                 Major tenants are Food Lion, K-Mart and Revco Drugs.
                         The center has been well-maintained and is experiencing a high occupancy rate.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]

Name:                    Market Square
Location:                N/S East Shotwell Street
                         Bainbridge, GA
Year Built:              1989
Total Size:              52,325 SF
Vacant Space:            3,400 SF
Vacancy Rate:            6.50%
Rental Range:            $6.50 - $7.00 per square foot
Tenant Expenses:         Triple Net

Remarks: This is an older center that was renovated. Winn-Dixie is the major tenant with a Marketplace store.

Comparable Rental No. 3
================================================================================

                               [GRAPHIC OMITTED]

Name:                    Bainbridge Crossing Shopping Center
Location:                301-307 Scott Street
                         Bainbridge, GA
Year Built:              1986
Total Size:              18,100 SF
Vacant Space:            None
Vacancy Rate:            0%
Rental Range:            $6.25 - $7.50 per square foot
Tenant Expenses:         Triple Net

Remarks:                 Major tenants include Big "B" Drugs and Family Dollar.

Comparable Rental No. 4
================================================================================

                               [GRAPHIC OMITTED]

Name:                    Scott Street Plaza
Location:                E/S Scott Street
                         Bainbridge, GA
Year Built:              1975
Total Size:              35,000 SF
Vacant Space:            None
Vacancy Rate:            0%
Local Rent Range:        $3.00 - $3.50 per square foot
Tenant Expenses:         Triple Net

Remarks: One-story brick veneer center. Tenants include Fleet Finance, Flowers by Cooper and Ceborn Printing.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLES

                                        SUBJECT             COMPARABLE 1            COMPARABLE 2                COMPARABLE 3
                                        -------             ------------            ------------                ------------
1.   Identification

     a. Name                    Shotwell Square           St. Andrews Crossing    Eastgate Shopping Center    One Norman Center
                                -----------------------   ----------------------  -------------------------   ----------------------
                                                                                  NWC Whiskey Rd. &           19706 One Norman Blvd.
     b. Street Address          1614 East Shotwell St.    817 St. Andrews Road    Eastgate Dr.
                                -----------------------   ----------------------  -------------------------   ----------------------
     c. City                    Bainbridge, GA            Columbia, SC            Aiken, SC                   Cornelius, NC
                                -----------------------   ----------------------  -------------------------   ----------------------
     d. Distance from Subject   N/A                       101 miles               108 miles                   95 miles
                                -----------------------   ----------------------  -------------------------   ----------------------

2.   Attributes

     a. Year Built              1980                      1994                    1995                        1993
                                -----------------------   ----------------------  -------------------------   ----------------------
     b. Net sq. feet            42,037                    66,910 SF               75,716 SF                   54,185 SF
                                -----------------------   ----------------------  -------------------------   ----------------------
     c. # Buildings             1                         1                       1                           1
                                -----------------------   ----------------------  -------------------------   ----------------------
     d. # of Stories            1                         1                       1                           1
                                -----------------------   ----------------------  -------------------------   ----------------------
     e. Vacancy %               0%                        0%                      7.21%                       6.98%
                                -----------------------   ----------------------  -------------------------   ----------------------

3.   Sales Information

     a. Sales Price             N/A                       $6,550,000              $6,675,000                  $4,650,000
                                -----------------------   ----------------------  -------------------------   ----------------------
     b. Sales Price PSF         N/A                       $97.89                  $88.16                      $85.82
                                -----------------------   ----------------------  -------------------------   ----------------------
     c. Date                    N/A                       05-25-94                09-28-95                    10-12-95
                                -----------------------   ----------------------  -------------------------   ----------------------
     d. NOI at time of Sale     N/A                       $634,797                $782,704                    $474,591
                                -----------------------   ----------------------  -------------------------   ----------------------
     e. Cap. Rate               N/A                       9.69%                   9.86%                       9.68%
                                -----------------------   ----------------------  -------------------------   ----------------------

4.   Rank Relative to Subject
     (inferior, similar,
       superior)                N/A                       Superior                Similar                     Similar
                                -----------------------   ----------------------  -------------------------   ----------------------

                                    COMPARABLE 4
                                    ------------

1.   Identification

     a. Name                      Paw Creek Commons
                                  ----------------------
                                  E/S Little Rock Road
     b. Street Address            at Freedom Drive
                                  ----------------------
     c. City                      Charlotte, NC
                                  ----------------------
     d. Distance from Subject     92  miles
                                  ----------------------

2.   Attributes

     a. Year Built                1996
                                  ----------------------
     b. Net sq. feet              66,050 SF
                                  ----------------------
     c. # Buildings               1
                                  ----------------------
     d. # of Stories              1
                                  ----------------------
     e. Vacancy %                 2.73%
                                  ----------------------

3.   Sales Information

     a. Sales Price               $5,384,000
                                  ----------------------
     b. Sales Price PSF           $77.52
                                  ----------------------
     c. Date                      03-25-97
                                  ----------------------
     d. NOI at time of Sale       $517,412
                                  ----------------------
     e. Cap. Rate                 9.61%
                                  ----------------------

4.   Rank Relative to Subject
     (inferior, similar,
       superior)                  Superior
                                  ----------------------

Explain Ranking/Comments: Comparables #1 and #4 have been ranked as superior to subject. The reason for this is because of the location being superior to subject and the shops are achieving higher rental rates than the shops in subject property.

COMPARABLE IMPROVED SALES

Comparable Sale No. 1
================================================================================

                               [GRAPHIC OMITTED]

TMS                       6012 -1 -1
NAME                      St. Andrews Crossing
LOCATION                  St. Andrews Road and I-26, Columbia, SC
GRANTOR                   Hayley-Redd, L.P.
GRANTEE                   F.A.C. Properties
DEED REFERENCE            Book 1199, Page 331
DATE                      May 25, 1994
SALES PRICE               $6,550,000
ADJUSTED SALES PRICE      $6,550,000
SIZE BUILDING             66,910
SALES PRICE PER S.F.      $97.89
SIZE LAND (ACRES)         8.08
SIZE LAND (S.F.)          351,965
YEAR BUILT                1994
LAND/BUILDING RATIO       5.26 To 1
UTILITIES                 All available
VERIFICATION              Deed
ZONING                    Commercial
FINANCING                 Market
EFFECTIVE GROSS INCOME    $686,905
EGIM                      9.54
NET OPERATING INCOME      $634,797
OVERALL RATE              9.69%
VERIFICATION              Public Records
TYPE OF PURCHASER         Private Investor
COMMENTS                  This was an arms length sale. This neighborhood
                          shopping center is anchored by Kroger and is located in a good commercial area with good accessibility and fair exposure. The construction is brick veneer and concrete block.

(503)

Comparable Sale No. 2
================================================================================

                               [GRAPHIC OMITTED]

NAME                      Eastgate Shopping Center
LOCATION                  Northwest Corner of Whiskey Road and Eastgate Drive,
                          Aiken, SC
GRANTOR                   PDG Aiken Partners, LP
GRANTEE                   Southeast U.S. Retail, LP
DATE                      Sep 28, 1995
SALES PRICE               $6,675,000
SIZE BUILDING             75,716
SALES PRICE PER S.F.      $88.16
SIZE LAND (ACRES)         8.79
SIZE LAND (S.F.)          382,892
YEAR BUILT                1995
LAND/BUILDING RATIO       5.06 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $782,704
EFFECTIVE GROSS INCOME    $782,704
GROSS INCOME MULTIPLE     8.53
EGIM                      8.53
NET OPERATING INCOME      $657,896
OVERALL RATE              9.86%
TYPE OF PURCHASER         Private Investor
COMMENTS                  Part of a portfolio of Publix anchored shopping
                          centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

(643)

Comparable Sale No. 3
================================================================================

                               [GRAPHIC OMITTED]

NAME                      One Norman Center
LOCATION                  19706 One Norman Boulevard, Cornelius, Mecklenburg
                          County, NC
GRANTOR                   One Norman Center, LP
GRANTEE                   Lucky Realty
DEED REFERENCE            Book 8325, Page 721
DATE                      Oct 12, 1995
SALES PRICE               $4,650,000
SIZE BUILDING             54,185
SALES PRICE PER S.F.      $85.82
SIZE LAND (ACRES)         5.69
SIZE LAND (S.F.)          247,856
YEAR BUILT                1993
LAND/BUILDING RATIO       4.57 To 1
UTILITIES                 All Public
VERIFICATION              Public Records
ZONING                    CUB-2
FINANCING                 Cash to Seller
GROSS POTENTIAL INCOME    $474,591
EFFECTIVE GROSS INCOME    $474,591
GROSS INCOME MULTIPLE     9.80
EGIM                      9.80
NET OPERATING INCOME      $450,188
OVERALL RATE              9.68%
TYPE OF PURCHASER         Private Investor
COMMENTS                  This is a neighborhood center with Bi-Lo as the major
                          tenant (42,680 SF). Locals include Blockbuster Video,
                          El Cancun Restaurant, Papa John's Pizza, Baskin
                          Robbins. The rent for Bi-Lo is $8.25 per square foot;
                          local shops range from $10.50 to $13.00 per square foot. Triple net lease.

(716)

Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]

TMS                       59 -231 -22 ,23 pt.
NAME                      Paw Creek Commons
LOCATION                  East side of Little Rock Road at Freedom Drive,
                          Charlotte, NC
GRANTOR                   Paw Creek, LLC
GRANTEE                   Frastacky and Associates
DATE                      Mar 25, 1997
SALES PRICE               $5,120,000
ADJUSTED SALES PRICE      $5,384,000
SIZE BUILDING             66,050
SALES PRICE PER S.F.      $77.52
SIZE LAND (ACRES)         9.82
SIZE LAND (S.F.)          427,759
YEAR BUILT                1996
LAND/BUILDING RATIO       6.48 To 1
UTILITIES                 Municipal
VERIFICATION              Public Records
ZONING                    CC, Commercial Center
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $568,840
EFFECTIVE GROSS INCOME    $552,054
GROSS INCOME MULTIPLE     9.00
EGIM                      9.27
NET OPERATING INCOME      $517,412
OVERALL RATE              9.61%
TYPE OF PURCHASER         Private Investor
COMMENTS                  The overall rate of 10.10 percent has been adjusted
                          down by 50 basis points since the sales contract is pre-construction. The major tenants are Winn Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. Anchor income is 79.41 percent of gross income.

(793)

ADDENDA

o     Decatur County Demographics
o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

USA COUNTIES 1996
Geographic Area: Decatur, GA (13087)
Table: GENERAL PROFILE
--------------------------------------------------------------------------------
POPULATION AND HOUSING (Bureau of the Census)
Total resident population:
    1995 ......................................................           26,390
      Percent 65 years and over ...............................             12.9
    1990 ......................................................           25,517
    1980 ......................................................           25,495
  Occupied housing units, 1990 ................................            8,962
    Percent owner occupied ....................................             72.0
BIRTHS AND DEATHS (National Center for Health Statistics)
  Births, 1993 ................................................              428
    Per 1,000 resident population .............................             16.4
    Percent to mothers under 20 years of age ..................             27.6
  Deaths, 1993 ................................................              282
    Per 1,000 resident population .............................             10.8
  Infant deaths per 1,000 live births, 1993 ...................              9.3
EDUCATION (Bureau of the Census)
  Persons 25 years and over, 1990 .............................           15,358
    Percent high school graduates .............................             59.8
    Percent college graduates .................................             11.7
LABOR FORCE (Bureau of Labor Statistics)
  Civilian labor force, 1994 ..................................           11,282
    Percent unemployed ........................................              8.7
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
  Total establishments, 1993 ..................................              582
    Percent retail trade ......................................             34.5
    Percent services ..........................................             26.3
  Paid employees, 1993 (pay period including March 12) ........            7,551
  Annual payroll, 1993 ($1,000) ...............................          134,391
PERSONAL INCOME (Bureau of Economic Analysis)
  Total personal income, 1993 ($1,000) ........................          398,177
    Per capita (dollars) ......................................           15,299
AGRICULTURE (Bureau of the Census)
  Number of farms, 1992 .......................................              342
    Land in farms as percent of total land ....................               44
RETAIL TRADE (Bureau of the Census)
  Retail sales, 1992 ($1,000) .................................          152,022
    Per capita (dollars) ......................................            5,879
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
  Number of offices, June 30, 1994 ............................                7
    Total deposits ($1,000) ...................................          154,405
SOCIAL PROGRAMS (Social Security Administration)
  Total Social Security recipients, December 1993 .............            4,935
    Retired workers ...........................................            2,665
  Supplementary Security Income recipients, December 1994 .....            1,424
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
 Total direct expenditures or obligations per capita:
    1994 (dollars) ............................................            3,732
    1990 (dollars) ............................................            2,813
--------------------------------------------------------------------------------
(NA) Not available. (D) Avoid disclosure of confidential information.
(X) Not applicable. (S) Does not meet publication standards.
(Z) Value > 0 but < half unit of measure shown.
NOTE: 0 data may indicate geographic/data footnotes.

Source: U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

                               [GRAPHIC OMITTED]

                             Comparable Rentals Map

                               [GRAPHIC OMITTED]

                               Improved Sales Map

                               [GRAPHIC OMITTED]

                                   Site Plan

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  SHOTWELL SQUARE
           1614 WEST SHOTWELL STREET
           BAINBRIDGE, GA
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
     Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price
     Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
GOODWILL INDUSTRIES
GOODWILL INDUSTRIES-BIG BEND      685-20   6,600             10/01/96   09/30/99         3.10      09/01/93    20,475.00
                                                                                         3.25      09/01/94    21,450.00
                                                                                         3.10      09/01/95    20,475.00
                                                                                         5.25      10/01/96    34,650.00
------------------------------------------------------------------------------------------------------------------------
TURNER RENTAL INC.
TURNER RENTAL INC.                685-30   3,000             08/01/92  07/31/98          4.25      08/01/92    12,750.00
                                                                                         4.35      08/01/95    13,050.00
                                                                                         4.45      08/01/96    13,350.00
                                                                                         4.55      08/01/97    13,650.00
------------------------------------------------------------------------------------------------------------------------
TURNER FINANCE COMPANY INC.
TURNER FINANCE COMPANY INC.       685-40   1,600             08/01/92  07/31/98          4.25      08/01/92     6,800.04
                                                                                         4.35      08/01/95     6,960.00
                                                                                         4.45      08/01/96     7,119.96
                                                                                         4.55      08/01/97     7,280.04
------------------------------------------------------------------------------------------------------------------------
HARVEY'S SUPERMARKET #30
J. H. HARVEY COMPANY              685-50  22,197             07/01/80  06/30/00          0.00                       0.00
                                                                                         3.44      07/01/80    76,356.00
                                                                                         0.00                       0.00
                                                                                         0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
HARVEY'S SUPERMARKET #30
J. H. HARVEY COMPANY              685-50  22,197             07/01/80  06/30/00          0.00                       0.00
------------------------------------------------------------------------------------------------------------------------
DOLLAR GENERAL #3323
DOLGENCORP INC.                   685-60   8,640             10/01/95  09/30/98          2.99      11/01/95    25,800.00
                                                                                         0.00                       0.00
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION             REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
GOODWILL INDUSTRIES
GOODWILL INDUSTRIES-BIG BEND    Full     0    Full      0     Full     0                           0.00        0.00           0
                                                                                                   0.00        0.00           0
                                                                                                   0.00        0.00           0
                                                                                                   0.00        0.00           0
------------------------------------------------------------------------------------------------------------------------
TURNER RENTAL INC.
TURNER RENTAL INC.              None     0    None      0     None     0   08/01/98   07/31/01     0.00        0.00           0
                                                                           08/01/95   07/31/98     0.00        0.00           0
                                                                                                   0.00        0.00           0
                                                                                                   0.00        0.00           0
------------------------------------------------------------------------------------------------------------------------
TURNER FINANCE COMPANY INC.
TURNER FINANCE COMPANY INC.     None     0    None      0     None     0   08/01/95   07/31/98     0.00        0.00           0
                                                                           08/01/98   07/31/01     0.00        0.00           0
                                                                                                   0.00        0.00           0
                                                                                                   0.00        0.00           0
------------------------------------------------------------------------------------------------------------------------
HARVEY'S SUPERMARKET #30
J. H. HARVEY COMPANY            PSR   1981    None      0     Fixed    0   07/01/00   06/30/05     3.44        1.00   7,635,600
                                                                           07/01/05   06/30/10     3.44        1.00           0
                                                                           07/01/10   06/30/15     3.44        1.00           0
                                                                           07/01/15   06/30/20     3.44        1.00           0
------------------------------------------------------------------------------------------------------------------------
HARVEY'S SUPERMARKET #30
J. H. HARVEY COMPANY            PSR   1981    None      0     Fixed    0   07/01/20   06/30/25     3.44        1.00           0
------------------------------------------------------------------------------------------------------------------------
DOLLAR GENERAL #3323
DOLGENCORP INC.                 Full     0    Full      0     Full     0   10/01/98   09/30/01     3.13        3.00     860,000  Y
                                                                           10/01/01   09/30/04     3.26        3.00           0  Y
------------------------------------------------------------------------------------------------------------------------------------
               Square Feet: Occupied..    42,037                                  Current Annual Base Rent    157,275.96
                            Available.         0
                            Total.....    42,037

PHOTOGRAPHS OF SUBJECT PROPERTY

                               [GRAPHIC OMITTED]

Shotwell Street Looking East

                               [GRAPHIC OMITTED]

Shotwell Street Looking West

                               [GRAPHIC OMITTED]

Subject Front View Looking From Shotwell Street

                               [GRAPHIC OMITTED]

Subject Front View Looking From Inside The Parking Lot

                               [GRAPHIC OMITTED]

Subject Front View Looking From Inside The Parking Lot

                               [GRAPHIC OMITTED]

Subject Front View Looking From Inside The Parking Lot

                               [GRAPHIC OMITTED]

Subject Front And Side View

                               [GRAPHIC OMITTED]

Subject Rear View

                               [GRAPHIC OMITTED]

Subject Rear View

                               [GRAPHIC OMITTED]

Subject Rear View

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                Market Study of:

                                ST. GEORGE PLAZA

                            5974 Jim Bilton Boulevard
                  St. George, Dorchester County, South Carolina




                                  Prepared by:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                  May 14, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]


                                          May 14, 1997

Mr. Steven R. Maeglin
Morgan Stanley & Co., Inc.
1585 Broadway
New York, New York 10036

Re:      Market Study
         St. George Plaza
         5974 Jim Bilton Boulevard
         St. George, Dorchester County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 14, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The subject property consists of a neighborhood shopping center that contains 53,211 square feet of leasable area. The center was constructed in 1982. The anchor tenants are Food Lion, Revco and Family Dollar. The U.S. Postal Service occupies 3,250 square feet in this center. The center is 77.81% occupied.

At this time, Food Lion is expanding into the Family Dollar Store as the owners have relocated Family Dollar. In addition to the expanded store, a new facade will be placed on the front of the building and the parking lot will be repaved and restriped. These improvements are expected to be completed by July 1, 1997. If additional information is needed regarding the renovation and expansion, please contact the owners.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary.

                                                 Respectfully submitted,

                                                 O. MARSHALL DODDS COMPANY, INC.


                                                 /s/ O. Marshall Dodds
                                                 ---------------------
                                                 O. Marshall Dodds, MAI
                                                 State Certified General
                                                 Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Dorchester County, located in the southeastern section of South Carolina, is part of the Charleston metropolitan statistical area which also comprises Charleston and Berkley Counties. The total population of the region is 506,875 people according to the 1990 Census.

St. George, the county seat is located in the northern portion of the county. It is thought that St. George is not part of the Charleston metropolitan area, since the distance between Charleston and St. George is 50 miles. Dorchester County is the second fastest growing county in the state, but most of this growth is in the southern portion of the county around Summerville and Charleston and it is not around St. George which is considered a small rural city in South Carolina. I-95 is located approximately 3 miles north of the downtown area of St. George while I-26 is located approximately 15 miles east of St. George. U.S. Highway #78 runs through St. George and intersects with I-95 and U.S. Highway #15 runs through St. George and intersects with I-26. The population of Dorcheester County in 1994 was 80,887 while the population of St. George in 1994 was 2,635.

The unemployment rate for Dorchester County as of March, 1997 was 4.3 percent while the statewide rate was 5.5%.

Neighborhood and Site

The subject neighborhood is located around the intersection of I-95 and U.S. Highway #78. The development around this intersection began approximately 25 years ago. There is a Holiday Inn Motel as well as four Budget Motels. Hardees and McDonald's have fast food restaurants and there is a Western Sizzlin Restaurant. The St. George Plaza which is a neighborhood shopping center is located around this intersection. Several convenient stores/self-service gasoline stations are located along U.S. Highway #78. Jim Bilton, an automobile dealership (Ford-Lincoln-Mercury), is located on U.S. Highway #78 in the neighborhood. The makeup of the downtown area of Dorchester is older commercial buildings. There is a Piggly Wiggly store located in the downtown area. The Dorchester County Courthouse is also located in the downtown area.

Physical features are as follows:

1.  Size             8.33 acres or 462,855 SF

2.  Identity         5974 Jim Bilton Boulevard

3.  Shape            Irregular

4.  Topography       Generally level and on street grade with Jim Bilton Blvd.

5.  Accessability    Good

6.  Utilities        Municipal

Physical Description

Building features are as follows:


1.  Size (net)             53,211 SF

2.  Layout & Design        One story - food store - drug store - variety store -
                           six shops - two kiosks

3.  Parking Spaces         281 spaces
                           5.28 spaces per 1,000 square feet of net area

4.  Construction           Brick and glass front with concrete block on side
                           and rear and metal seam roof

Market Position and Marketability Conclusions

The subject property is located in St. George, South Carolina at the intersection of I-95 and US Highway #78. The City of Orangeburg is located approximately 32 miles northwest of St. George and the City of Summerville is located approximately 30 miles southeast of St. George. The only other food market in St. George is a Piggly Wiggly store that is located in the downtown area. There are several convenience markets located throughout the St. George area, but subject property is the only neighborhood shopping center. The rental comparables that have been used are located in Orangeburg and these are the only rental comparables available to subject property. These are based on the tenant mix and strength of the income stream. These comparables and subject property are similar in these respects. The rental rates for subject are within the range of these comparables. The shops for subject property are renting from $6.00 per square foot to $7.50 per square foot. The US Postal Service has been shown as one of the smaller shops since it contains 3,250 square feet.

The rental rates for the anchor tenants range from $4.03 per square foot for the Family Dollar store to $5.50 per square foot for the Revco store. The rental rate for the Food Lion store is at $4.25 per square foot.

The Food Lion store is being expanded at this time as the Family Dollar store has been relocated. A new facade will be placed on the front of the store and the parking lot will be repaved and restriped.

Trends

The subject property is located around the intersection of I-95 and US Highway #78 in St. George. The development around this intersection began approximately 25 years ago and has been rather active during the last seven years. There are five motels around this intersection including a Holiday Inn which was constructed in 1978. The St. George Plaza was constructed in 1982. The newer motels have been constructed during the past three years. There are convenience markets/self-service gasoline stations and fast food restaurants. It is thought that there will be some growth in the future, but it will be steady. The neighborhood is thought to be stable at this time.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A.   PROPERTY DESCRIPTION

                                           SUBJECT          COMPARABLE 1              COMPARABLE 2            COMPARABLE 3
                                           -------          ------------              ------------            ------------
1.  Identification

    a. Name                      St. George Plaza           Chestnut Square           Grove Park              Food Lion Plaza
                                 -------------------------  ------------------------  ----------------------  ----------------------
                                                            Chestnut Street at Ellis  Chestnut Street at St.  St. Mathews Rd. At
    b. Street                    5974 Jim Bilton Blvd.      Avenue                    Mathews Rd.             Chestnut St.
                                 -------------------------  ------------------------  ----------------------  ----------------------
    c. City                      St. George, SC             Orangeburg, SC            Orangeburg, SC          Orangeburg, SC
                                 -------------------------  ------------------------  ----------------------  ----------------------
    d. Distance from subject     N/A                        3 miles                   3 miles                 3 miles
                                 -------------------------  ------------------------  ----------------------  ----------------------
    e. Contact                   Edens & Avant, Inc.        McDaniel Leasing Co.      Windsor-Aughtry         Shopping Center Group
                                 -------------------------  ------------------------  ----------------------  ----------------------
    f. Phone                     803-779-4420               864-576-4660              864-271-9855            954-492-2644
                                 -------------------------  ------------------------  ----------------------  ----------------------
2.  Attributes

    a. Year built                1982                       1981                      1985                    1983
                                 -------------------------  ------------------------  ----------------------  ----------------------
    b. Net sq. Ft.               53,211                     60,000                    60,000                  40,000
                                 -------------------------  ------------------------  ----------------------  ----------------------
    c. # building                1                          1                         1                       1
                                 -------------------------  ------------------------  ----------------------  ----------------------
    d. #stories                  1                          1                         1                       1
                                 -------------------------  ------------------------  ----------------------  ----------------------
    e. Avg. Floor plate size
         (SF), if office         N/A                        N/A                       N/A                     N/A
                                 -------------------------  ------------------------  ----------------------  ----------------------
    f. # elevators               N/A                        N/A                       N/A                     N/A
                                 -------------------------  ------------------------  ----------------------  ----------------------
    g. Parking                   Adequate                   Adequate                  Adequate                Adequate
                                 -------------------------  ------------------------  ----------------------  ----------------------
    h. Construction Type         Brick/Concrete Block       Brick/Concrete Block      Brick/Concrete Block    Brick/Concrete Block
                                 -------------------------  ------------------------  ----------------------  ----------------------
    i. Vacancy %                 22.19%                     12.0%                     10.0%                   0%
                                 -------------------------  ------------------------  ----------------------  ----------------------
    j. Anchors, if Retail        Food Lion, Revco, Family
                                 Dollar                     Revco, Family Dollar      Bi-Lo                   Food Lion, Moovies
                                 -------------------------  ------------------------  ----------------------  ----------------------

Comments:   These comparable properties are located in Orangeburg but are considered to be similar to subject property as the tenant mix and income stream for subject and these comparables are similar. While the location of these comparables would be considered as slightly superior, it is thought that overall the properties are similar.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                              SUBJECT           COMPARABLE 1          COMPARABLE 2        COMPARABLE 3
                                              -------           ------------          ------------        ------------

1.  Asking Rental Rate

     a.  Anchor Space                 $4.03 - $5.50             N/A                   N/A                 N/A
                                      ------------------------  --------------------  ------------------  ------------------
     b.  Shop Space                   $6.00 - $7.50             $5.00 - $7.50         $6.00 - $12.00      $7.00
                                      ------------------------  --------------------  ------------------  ------------------
2.  Lease Type (Gross/Net)            Triple Net                Triple Net            Triple Net          Triple Net
                                      ------------------------  --------------------  ------------------  ------------------
3.  Rent Concessions                  None                      None                  None                None
                                      ------------------------  --------------------  ------------------  ------------------
4.  Effective Rent                    $6.00 - $7.50             $5.00 - $7.50         $6.00 - $12.00      $7.00
                                      ------------------------  --------------------  ------------------  ------------------
5.  TI Allowance                      None                      None                  None                None
                                      ------------------------  --------------------  ------------------  ------------------
6.  Expense Stop                      None                      None                  None                None
                                      ------------------------  --------------------  ------------------  ------------------
7.  Length of Lease Term              3 - 5 years (shop)        3 -5 years (shop)     3 - 5 years (shop)  3-5 years (shop)
                                      ------------------------  --------------------  ------------------  ------------------
8.  Commissions                       5.00% to 7.00%            5.00% to 7.00%        5.00% to 7.00%      5.00% - 7.00%
                                      ------------------------  --------------------  ------------------  ------------------
9.  Percentage Rent                   Food Lion, Revco, Family
     (per lease terms)                Dollar, Sand D. Fashions  Revco, Family Dollar  Bi-Lo               Food Lion, Moovies
                                      ------------------------  --------------------  ------------------  ------------------
10. Historical Annual
     Absorption/sq.ft.                N/A                       N/A                   N/A                 N/A
                                      ------------------------  --------------------  ------------------  ------------------
11. Annual Operating Expense
     psf (Including taxes)            N/A                       N/A                   N/A                 N/A
                                      ------------------------  --------------------  ------------------  ------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)   N/A                       Similar               Similar             Similar
                                      ------------------------  --------------------  ------------------  ------------------

D. EXPLAIN RANKING/COMMENTS:   The comparables have been ranked as similar
                               to subject property. The income stream and tenant mix of these properties are very similar to subject property. Subject property is experiencing a high vacancy rate at this time, but after the completion of the renovation program and the expansion of Food Lion, it is thought that the leasing agents will be able to secure tenants for these vacant stores.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================

                               [GRAPHIC OMITTED]


Name:                               Chestnut Square
Location:                           Chestnut Street at Ellis Avenue
                                    Orangeburg, SC
Year Built:                         1981
Total Size:                         60,000 SF
Vacant Space:                       7,200 SF
Vacancy Rate:                       12.0%
Rental Range:                       $5.00 - $7.50 per square foot
Tenant Expenses:                    Triple Net

Remarks: The major tenants are Revco Drugs and Family Dollar Stores. Bi-Lo was in this center when it was built. Other tenants are occupying small stores.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]


Name:                               Grove Park Shopping Center
Location:                           Chestnut Street & St. Mathews Road
                                    Orangeburg, SC
Year Built:                         1985
Total Size:                         60,000 SF
Vacant Space:                       6,000 SF
Vacancy Rate:                       10.0%
Rental Range:                       $6.00 - $12.00 per square foot
Tenant Expenses:                    Triple Net

Remarks: The major tenant is Bi-Lo Stores. Other tenants include Andre's Jewelers, Grove Park Pharmacy, Blockbuster, House of Pizza.

Comparable Rental No. 3
================================================================================

                               [GRAPHIC OMITTED]


Name:                               Food Lion Plaza
Location:                           St. Mathews Road at Chestnut Street
                                    Orangeburg, SC
Year Built:                         1983
Total Size:                         40,000 SF
Vacant Space:                       0 SF
Vacancy Rate:                       0%
Rental Range:                       $7.00 per square foot
Tenant Expenses:                    Triple Net

Remarks: This is an older center with Food Lion as the major tenant. Moovies now occupies the space formerly occupied by Rite-Aid.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLES

                                              SUBJECT                COMPARABLE 1                  COMPARABLE 2
                                              -------                ------------                  ------------
1.   Identification

     a.  Name                        St. George Plaza                St. Andrews Crossing          Eastgate Shop. Center
                                     -------------------------       ------------------------      ------------------------
     b.  Street Address                                                                            NWC Whiskey Rd. &
                                     5974 Jim Bilton Blvd.           817 St. Andrews Road          Eastgate Dr.
                                     -------------------------       ------------------------      ------------------------
     c.  City                        St. George, SC                  Columbia, SC                  Aiken, SC
                                     -------------------------       ------------------------      ------------------------
     d.  Distance from Subject       N/A                             8 miles                       56 miles
                                     -------------------------       ------------------------      ------------------------
2.  Attributes

     a.  Year Built                  1982                            1994                          1995
                                     -------------------------       ------------------------      ------------------------
     b.  Net sq. feet                53,211                          66,910 SF                     75,716 SF
                                     -------------------------       ------------------------      ------------------------
     c.  # Buildings                 1                               1                             1
                                     -------------------------       ------------------------      ------------------------
     d.  # of Stories                1                               1                             1
                                     -------------------------       ------------------------      ------------------------
     e.  Vacancy %                   22.19%                          0%                            5.00%
                                     -------------------------       ------------------------      ------------------------
3.  Sales Information

     a.  Sales Price                 N/A                             $6,550,000                    $6,675,000
                                     -------------------------       ------------------------      ------------------------
     b.  Sales Price PSF             N/A                             $97.89                        $88.16
                                     -------------------------       ------------------------      ------------------------
     c.  Date                        N/A                             05-25-94                      09-28-95
                                     -------------------------       ------------------------      ------------------------
     d.  NOI at time of Sale         N/A                             $634,797                      $657,896
                                     -------------------------       ------------------------      ------------------------
     e.  Cap. Rate                   N/A                             9.69%                         9.86%
                                     -------------------------       ------------------------      ------------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)   N/A                             Superior                      Similar
                                     -------------------------       ------------------------      ------------------------

                                     COMPARABLE 3       COMPARABLE 4
                                     ------------       ------------

1.   Identification

     a.  Name                        One Norman Center  Paw Creek Commons
                                     -----------------  -----------------------
     b.  Street Address              19706 One Norman   E/S Little Rock Rd. at
                                     Blvd.              Freedom Dr.
                                     -----------------  -----------------------
     c.  City                        Cornelius, NC      Charlotte, NC
                                     -----------------  -----------------------
     d.  Distance from Subject       100 miles          92 miles
                                     -----------------  -----------------------
2.  Attributes

     a.  Year Built                  1993               1996
                                     -----------------  -----------------------
     b.  Net sq. feet                54,185 SF          66,050
                                     -----------------  -----------------------
     c.  # Buildings                 1                  1
                                     -----------------  -----------------------
     d.  # of Stories                1                  1
                                     -----------------  -----------------------
     e.  Vacancy %                   0%                 2.73%
                                     -----------------  -----------------------
3.  Sales Information

     a.  Sales Price                 $4,650,000         $5,384,000
                                     -----------------  -----------------------
     b.  Sales Price PSF             $85.82             $77.52
                                     -----------------  -----------------------
     c.  Date                        10-12-95           03-25-97
                                     -----------------  -----------------------
     d.  NOI at time of Sale         $450,188           $517,412
                                     -----------------  -----------------------
     e.  Cap. Rate                   9.68%              9.61%
                                     -----------------  -----------------------
4.  Rank Relative to Subject
     (inferior, similar, superior)   Similar            Superior
                                     -----------------  -----------------------

Explain Ranking/Comments: Comparables #1 and #4 are ranked superior to subject. The reason for this is because of the location and the rental rates for the shops are higher than the rental rates for the shops in subject property. However, the tenant mix and income stream of the subject and these comparables are similar.

COMPARABLE IMPROVED SALES

Comparable Sale No. 1
================================================================================

                               [GRAPHIC OMITTED]


TMS                       6012 -1 -1
NAME                      St. Andrews Crossing
LOCATION                  St. Andrews Road and I-26, Columbia, SC
GRANTOR                   Hayley-Redd, L.P.
GRANTEE                   F.A.C. Properties
DEED REFERENCE            Book 1199, Page 331
DATE                      May 25, 1994
SALES PRICE               $6,550,000
ADJUSTED SALES PRICE      $6,550,000
SIZE BUILDING             66,910
SALES PRICE PER S.F.      $97.89
SIZE LAND (ACRES)         8.08
SIZE LAND (S.F.)          351,965
YEAR BUILT                1994
LAND/BUILDING RATIO       5.26 To 1
UTILITIES                 All available
VERIFICATION              Deed
ZONING                    Commercial
FINANCING                 Market
EFFECTIVE GROSS INCOME    $686,905
EGIM                      9.54
NET OPERATING INCOME      $634,797
OVERALL RATE              9.69%
VERIFICATION              Public Records
TYPE OF PURCHASER         Private Investor
COMMENTS                  This was an arms length sale. This neighborhood
                          shopping center is anchored by Kroger and is
                          located in a good commercial area with good
                          accessibility and fair exposure. The construction
                          is brick veneer and concrete block.
(503)

Comparable Sale No. 2
================================================================================

                               [GRAPHIC OMITTED]


NAME                      Eastgate Shopping Center
LOCATION                  Northwest Corner of Whiskey Road and Eastgate Drive,
                          Aiken, SC
GRANTOR                   PDG Aiken Partners, LP
GRANTEE                   Southeast U.S. Retail, LP
DATE                      Sep 28, 1995
SALES PRICE               $6,675,000
SIZE BUILDING             75,716
SALES PRICE PER S.F.      $88.16
SIZE LAND (ACRES)         8.79
SIZE LAND (S.F.)          382,892
YEAR BUILT                1995
LAND/BUILDING RATIO       5.06 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $782,704
EFFECTIVE GROSS INCOME    $782,704
GROSS INCOME MULTIPLE     8.53
EGIM                      8.53
NET OPERATING INCOME      $657,896
OVERALL RATE              9.86%
TYPE OF PURCHASER         Private Investor
COMMENTS                  Part of a portfolio of Publix anchored shopping
                          centers being purchased in the Southeast. This center
                          is located adjacent to the Aiken Mall. Publix is the
                          major tenant occupying 57,348 square feet (75.7
                          percent). Most of the local tenants are on 5 year
                          leases, with rental rates generally ranging from $8.00
                          to $13.00 per square foot. This is a neighborhood
                          shopping center with stucco and brick exterior that
                          was constructed in early 1995. Parking is considered
                          adequate. The occupancy at the time of sale was 95
                          percent.
(643)

Comparable Sale No. 3
================================================================================

                               [GRAPHIC OMITTED]


NAME                      One Norman Center
LOCATION                  19706 One Norman Boulevard, Cornelius, Mecklenburg
                          County, NC
GRANTOR                   One Norman Center, LP
GRANTEE                   Lucky Realty
DEED REFERENCE            Book 8325, Page 721
DATE                      Oct 12, 1995
SALES PRICE               $4,650,000
SIZE BUILDING             54,185
SALES PRICE PER S.F.      $85.82
SIZE LAND (ACRES)         5.69
SIZE LAND (S.F.)          247,856
YEAR BUILT                1993
LAND/BUILDING RATIO       4.57 To 1
UTILITIES                 All Public
VERIFICATION              Public Records
ZONING                    CUB-2
FINANCING                 Cash to Seller
GROSS POTENTIAL INCOME    $474,591
EFFECTIVE GROSS INCOME    $474,591
GROSS INCOME MULTIPLE     9.80
EGIM                      9.80
NET OPERATING INCOME      $450,188
OVERALL RATE              9.68%
TYPE OF PURCHASER         Private Investor
COMMENTS                  This is a neighborhood center with Bi-Lo as the
                          major tenant (42,680 SF). Locals include
                          Blockbuster Video, El Cancun Restaurant, Papa
                          John's Pizza, Baskin Robbins. The rent for Bi-Lo is
                          $8.25 per square foot; local shops range from
                          $10.50 to $13.00 per square foot. Triple net lease.
(716)

Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]


TMS                       59 -231 -22 ,23 pt.
NAME                      Paw Creek Commons
LOCATION                  East side of Little Rock Road  at Freedom Drive,
                          Charlotte, NC
GRANTOR                   Paw Creek, LLC
GRANTEE                   Frastacky and Associates
DATE                      Mar 25, 1997
SALES PRICE               $5,120,000
ADJUSTED SALES PRICE      $5,384,000
SIZE BUILDING             66,050
SALES PRICE PER S.F.      $77.52
SIZE LAND (ACRES)         9.82
SIZE LAND (S.F.)          427,759
YEAR BUILT                1996
LAND/BUILDING RATIO       6.48 To 1
UTILITIES                 Municipal
VERIFICATION              Public Records
ZONING                    CC, Commercial Center
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $568,840
EFFECTIVE GROSS INCOME    $552,054
GROSS INCOME MULTIPLE     9.00
EGIM                      9.27
NET OPERATING INCOME      $517,412
OVERALL RATE              9.61%
TYPE OF PURCHASER         Private Investor
COMMENTS                  The overall rate of 10.10 percent has been adjusted
                          down by 50 basis points since the sales contract is
                          pre-construction. The major tenants are Winn Dixie
                          and Revco. Blockbuster occupies a store containing
                          5,500 square feet at $11.20 per square foot. Rents
                          on shops range from $13.00 to $14.00 per square
                          foot. Anchor income is 79.41 percent of gross
                          income.
(793)

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                                [GRAPHIC OMITTED]

                                  Location Map

                                [GRAPHIC OMITTED]

                                  Location Map

                                [GRAPHIC OMITTED]

                             Comparable Rentals Map

                                [GRAPHIC OMITTED]

                               Improved Sales Map

                                [GRAPHIC OMITTED]

                                   Site Plan

Date: 04/08/97                 EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Property:   ST. GEORGE PLAZA
            5974 JIM BILTIN BLVD.
            ST. GEORGE, SC 29477-0000
Column Legends:
      Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                      LEASE TERM                        RENT INFORMATION
                                                                                             per                  Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin   Base Rent

-------------------------------------------------------------------------------------------------------------------------
U.S. POSTAL SERVICE
                                603-    10      3,250         11/26/93    11/25/98            6.00   01/26/91  19,500.00
                                                                                              0.00                  0.00
-------------------------------------------------------------------------------------------------------------------------
Available
                                603-    15      3,250                                         0.00                  0.00
-------------------------------------------------------------------------------------------------------------------------
Available
                                603-    20      6,000                                         0.00                  0.00
-------------------------------------------------------------------------------------------------------------------------
FOOD LION #0131
FOOD LION                       603-    30     18,200         04/01/82    03/31/02            4.25   04/01/82  77,349.96
                                                                                              0.00                  0.00
                                                                                              0.00                  0.00
                                                                                              0.00                  0.00
-------------------------------------------------------------------------------------------------------------------------
REVCO # 2548
REVCO DISCOUNT DRUG CENTER OF   603-    40      8,450         03/01/82    02/28/02            5.50   03/01/82  46,475.04
                                                                                              0.00                  0.00
                                                                                              0.00                  0.00
-------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR #0518
FAMILY DOLLAR STORES OF ST. G   603-    50      8,001         10/01/84    12/31/06            3.00   01/01/92  24,000.00
                                                                                              4.03   04/01/97  32,215.08
                                                                                              0.00                  0.00
-------------------------------------------------------------------------------------------------------------------------
VIDEO ISLAND OF ST.GEORGE
NORMA B. LONG                   603-    70      2,000         12/01/94    11/30/97            6.25   01/01/92  12,499.92

-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over    Brk

-----------------------------------------------------------------------------------------------------------------------------------
U.S. POSTAL SERVICE
                               None       0  None       0   None     0    11/26/98   11/25/05     6.45        0.00            0
                                                                          11/26/05   11/25/10     6.95        0.00            0
-----------------------------------------------------------------------------------------------------------------------------------
Available
                                          0             0            0                            0.00        0.00            0
-----------------------------------------------------------------------------------------------------------------------------------
Available
                                          0             0            0                            0.00        0.00            0
-----------------------------------------------------------------------------------------------------------------------------------
FOOD LION #0131
FOOD LION                      PRS     1983  None       0   Full     0    04/01/02   03/31/07     4.46        1.00    7,735,000  Y
                                                                          04/01/07   03/31/12     4.68        1.00            0  Y
                                                                          04/01/12   03/31/17     4.89        1.00            0  Y
                                                                          04/01/17   03/31/22     5.10        1.00            0  Y
-----------------------------------------------------------------------------------------------------------------------------------
REVCO # 2548
REVCO DISCOUNT DRUG CENTER OF  PRS     1983  PRS     1988   Fixed    0    03/01/97   02/28/02     6.30        2.00    1,267,500
                                                                          03/01/02   02/28/07     6.91        2.00            0
                                                                          03/01/07   02/28/12     7.57        2.00            0
-----------------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR #0518
FAMILY DOLLAR STORES OF ST. G  PRS     1985  PRS     1984   Full     0    01/01/07   12/31/11     4.35        3.00      800,000  Y
                                                                          01/01/12   12/31/16     4.70        3.00    1,073,833  Y
                                                                          01/01/17   12/31/21     5.07        3.00            0  Y
-----------------------------------------------------------------------------------------------------------------------------------
VIDEO ISLAND OF ST.GEORGE
NORMA B. LONG                  PRS     1985  PRS     1985   Full     0                            0.00        0.00            0


Date: 04/08/97                 EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Property:   ST. GEORGE PLAZA
            5974 JIM BILTIN BLVD.
            ST. GEORGE, SC 29477-0000
Column Legends:
      Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                      LEASE TERM                        RENT INFORMATION
                                                                                             per                  Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin   Base Rent

-------------------------------------------------------------------------------------------------------------------------
VIDEO ISLAND OF ST.GEORGE
NORMA B. LONG                   603-     70    2,000           12/01/94    11/30/97           6.50   12/01/93  12,999.96
                                                                                              6.75   12/01/95  13,500.00
                                                                                              7.00   12/01/96  13,999.92
-------------------------------------------------------------------------------------------------------------------------
Available
                                603-     80    2,560                                          0.00                  0.00
-------------------------------------------------------------------------------------------------------------------------
SAND D FASHIONS
YONG O. MCGHEE                  603-     90    1,500           07/01/96    06/30/99           7.50   07/01/96  11,250.00
-------------------------------------------------------------------------------------------------------------------------
FIRST NATIONAL BANK
FIRST NATIONAL BANK OF ORANGE   603-    100        0     K     09/01/82    08/31/02           0.00   09/01/82   5,400.00
                                                                                              0.00   09/01/85   6,600.00
-------------------------------------------------------------------------------------------------------------------------
TROPICAL SNO
KEITH WALTERS                   603-    500        0     K     05/10/96    09/09/96           0.00   05/01/94   3,600.00
                                                                                              0.00   05/10/95   3,600.00
                                                                                              0.00   05/10/96   3,600.00
-------------------------------------------------------------------------------------------------------------------------
                   SQUARE FEET:  Occupied..   41,401                                Current Annual Base Rent  207,390.00
                                 Available.   11,810
                                 Total.....   53,211


-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over    Brk

-----------------------------------------------------------------------------------------------------------------------------------
VIDEO ISLAND OF ST.GEORGE
NORMA B. LONG                  PRS     1985  PRS      1985  Full      0                            0.00       0.00           0
                                                                                                   0.00       0.00           0
                                                                                                   0.00       0.00           0
-----------------------------------------------------------------------------------------------------------------------------------
Available
                                          0              0            0                            0.00       0.00           0
-----------------------------------------------------------------------------------------------------------------------------------
SAND D FASHIONS
YONG O. MCGHEE                 Full       0  Full        0  Full      0                            0.00       5.00     225,000   Y
-----------------------------------------------------------------------------------------------------------------------------------
FIRST NATIONAL BANK
FIRST NATIONAL BANK OF ORANGE  Full       0  Full        0  None      0    09/01/02    08/31/07    0.00       0.00           0
                                                                           09/01/07    08/31/12    0.00       0.00           0
-----------------------------------------------------------------------------------------------------------------------------------
TROPICAL SNO
KEITH WALTERS                  None       0  None        0  None      0                            0.00       0.00           0
                                                                                                   0.00       0.00           0
                                                                                                   0.00       0.00           0
-----------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY


                                [GRAPHIC OMITTED]

Memorial Drive (Route #78) Looking East


                                [GRAPHIC OMITTED]

Memorial Drive (Route #78) Looking West

                                [GRAPHIC OMITTED]

Entrance Way To Subject From Memorial Drive


                                [GRAPHIC OMITTED]

Entrance Way To Subject From Memorial Drive

                                [GRAPHIC OMITTED]

Subject - Front View


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Subject - Front View

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Subject - Front View


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Subject - Front View

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Subject - Front View


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Subject - Side View

                                [GRAPHIC OMITTED]

Subject - Rear View


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Subject - Rear View

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Subject - Rear View


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Subject - Rear View

                                [GRAPHIC OMITTED]

Subject - Rear View

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                Market Study of:

                               TACO CID RESTAURANT

                             1416 Charleston Highway
                        West Columbia, Lexington County,
                                 South Carolina



                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                  May 19, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]


                                            May 20, 1997



Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:      Market Study
         Taco Cid
         1416 Charleston Highway
         West Columbia, Lexington County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 19,1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a free-standing Mexican restaurant that contains 2,090 square feet of leasable area. The building was originally constructed in 1979-80 for the present occupant. The lease began March 1, 1980 and expires on February 28, 2000. The annual rental is $21,600. The original lease term was for 20 years with two, five year renewal periods. There is a percentage clause in the lease with the guaranteed rent versus six percent of gross sales. The landlord had a cap of $75,000 for the construction costs of the building and the tenant paid any costs over and above $75,000. This is a triple net lease.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                            Respectfully submitted,

                                            O. MARSHALL DODDS COMPANY, INC.


                                            /s/ O. Marshall Dodds
                                            ---------------------
                                            O. Marshall Dodds, MAI
                                            State Certified General
                                            Real Estate Appraiser (CG-356)

OMD:mm

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial spheres.

The subject property is located in Lexington County and the unemployment rate was 2.9 percent in March, 1997. The unemployment rate statewide for March was
5.3 percent.

Neighborhood and Site

The neighborhood is located in West Columbia along the Charleston Highway between the intersection of Knox Abbott Boulevard and Edmund Road. Commercial properties are located along the Charleston Highway in this area and includes a number of fast food restaurants such as Taco Cid, Burger King, Hardee's, Church's Fried Chicken and McDonald's. Quincy's Family Steakhouse and Ryan's are also in the neighborhood. The Piggie Park barbeque restaurant is also located along the Charleston Highway at Edmund Road. A K-Mart store was constructed in the neighborhood in 1969 and continues in operation. The Airport Square shopping center and Granby Square shopping center are located along the Charleston Highway. There is a railroad overpass which extends over the Charleston Highway in the neighborhood.

Physical features are as follows:

1.  Size                    .60 acres or 26,136 square feet

2.  Identity                1416 Charleston Highway
                            TMS #5746-03-016

3.  Shape                   Irregular

4.  Topography              Generally level and on street grade with Charleston
                            Highway

5.  Accessability           Good

6.  Utilities               Municipal

Physical Description

Building features are as follows:

1.  Size (net)              2,090 square feet

2.  Layout & Design         1 story restaurant building

3.  Parking Spaces          28
                            1.34 spaces per 1,000 square feet of net area

4.  Construction            Concrete block with stucco built-up roof

Market Position and Marketability Conclusions

The subject property is located in West Columbia along the Charleston Highway. This is an older area that is built up with commercial properties along Charleston Highway and older single residential properties off of the Charleston Highway. There are several restaurants that are located in the immediate area of subject property including Church's Fried Chicken, McDonald's, Burger King, Hardee's, Piggie Park BBQ, Quincy's and Ryan's. These restaurants were constructed during the early 1980's. The Piggie Park restaurant has been in the neighborhood for 30 years or more. The rental comparables are located in the Columbia metropolitan area. Comparables #1 and #4 are very similar to subject property. The size of these restaurants are also near the same size as subject property. The rental rates for these comparables range from $22.50 per square foot to $41.46 per square foot.

The subject property was constructed in 1979-80. It is a free-standing restaurant just as the comparables and has been occupied by the same occupant over the years. There is good reason to assume that the renewal periods in the lease will be exercised because of the continued operation of subject and the other restaurants in the area. The rental rate for subject is $10.34 per square foot. This is lower than the rental rates of the other restaurants, but it is thought that these restaurants are superior to subject and the lease for subject was negotiated in 1979.

Trends

The subject property is located in West Columbia along the Charleston Highway. This is an older neighborhood and is considered to be stabilized at this time. There are a number of restaurants located along the Charleston Highway in the neighborhood. Most of the commercial lots along Charleston Highway have been developed with some type of commercial property. There are no known restaurants that are planned or that will be constructed in the neighborhood. It is thought that the stability of the neighborhood will continue to be maintained in the future.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A.   PROPERTY DESCRIPTION

                                         SUBJECT                       COMPARABLE 1                     COMPARABLE 2
                                         -------                       ------------                     ------------
1.  Identification

    a.  Name                     Taco Cid                       Taco Bell                       Bojangle's
                                 ------------------------       --------------------------      -----------------------------
    b.  Street                   1416 Charleston Hwy.           509 West Main Street            N/S Harbison Boulevard
                                 ------------------------       --------------------------      -----------------------------
    c.  City                     West Columbia, SC              Lexington, SC                   Columbia, SC
                                 ------------------------       --------------------------      -----------------------------
    d.  Distance from subject    N/A                            15 miles                        10 miles
                                 ------------------------       --------------------------      -----------------------------
    e.  Contact                  Edens Avant, Inc.              Edens & Avant, Inc.             N/A
                                 ------------------------       --------------------------      -----------------------------
    f.  Phone                    803-779-4420                   803-779-4420                    N/A
                                 ------------------------       --------------------------      -----------------------------
2.  Attributes

    a.  Year built               1979-80                        1990                            1994
                                 ------------------------       --------------------------      -----------------------------
    b.  Net sq. Ft.              2,090                          2,268                           3,200
                                 ------------------------       --------------------------      -----------------------------
    c.  # building               1                              1                               1
                                 ------------------------       --------------------------      -----------------------------
    d.  #stories                 1                              1                               1
                                 ------------------------       --------------------------      -----------------------------
    e.  Avg. Floor plate size
          (sq. Ft.), if office   N/A                            N/A                             N/A
                                 ------------------------       --------------------------      -----------------------------
    f.  # elevators              N/A                            N/A                             N/A
                                 ------------------------       --------------------------      -----------------------------
    g.  Parking                  Adequate                       Adequate                        Adequate
                                 ------------------------       --------------------------      -----------------------------
    h.  Construction Type        Stucco/Concrete Block          Stucco/Concrete Block           Brick/Concrete Block
                                 ------------------------       --------------------------      -----------------------------
    i.  Vacancy %                0%                             0%                              0%
                                 ------------------------       --------------------------      -----------------------------
    j.  Anchors, if Retail       N/A                            N/A                             N/A
                                 ------------------------       --------------------------      -----------------------------

                                      COMPARABLE 3            COMPARABLE 4
                                      ------------            ------------
1.  Identification

    a.  Name                     Sandy's Hot Dogs       Taco Bell
                                 ---------------------  -----------------------
    b.  Street                   N/S Marshall Street    1927 Broad River Rd.
                                 ---------------------  -----------------------
    c.  City                     Columbia, SC           Columbia, SC
                                 ---------------------  -----------------------
    d.  Distance from subject    5 miles                5 miles
                                 ---------------------  -----------------------
    e.  Contact                  Sandy's, Inc.          N/A
                                 ---------------------  -----------------------
    f.  Phone                    803-254-6914           N/A
                                 ---------------------  -----------------------
2.  Attributes

    a.  Year built               1987                   1980
                                 ---------------------  -----------------------
    b.  Net sq. Ft.              2,000                  1,580
                                 ---------------------  -----------------------
    c.  # building               1                      1
                                 ---------------------  -----------------------
    d.  #stories                 1                      1
                                 ---------------------  -----------------------
    e.  Avg. Floor plate size
          (sq. Ft.), if office   N/A                    N/A
                                 ---------------------  -----------------------
    f.  # elevators              N/A                    N/A
                                 ---------------------  -----------------------
    g.  Parking                  Adequate               Adequate
                                 ---------------------  -----------------------
    h.  Construction Type        Brick/Concrete Block   Stucco/Concrete Block
                                 ---------------------  -----------------------
    i.  Vacancy %                0%                     0%
                                 ---------------------  -----------------------
    j.  Anchors, if Retail       N/A                    N/A
                                 ---------------------  -----------------------

Comments:   These comparables are located throughout the metropolitan area of
            Columbia. Comparables #1 and #4 are very similar to subject as these are occupied by Taco Bell. Comparable #3 is located across the street from the Richland Memorial Hospital. Comparable #2 is located on Harbison Boulevard and this is a very active location with rapid growth at this time. Comparable #1 is located in Lexington on West
            Main Street. There is new growth occurring in this neighborhood at this time with a new free-standing Eckerds Drugs and a tract that was purchased by the Lexington County Hospital.

                                             PROPERTY INSPECTION FORM
                                                    COMMERCIAL

B.  RENTAL INFORMATION

                                   SUBJECT     COMPARABLE 1        COMPARABLE 2        COMPARABLE 3              COMPARABLE 4
                                   -------     ------------        ------------        ------------              ------------
1.  Asking Rental Rate
     a. Anchor Space          $10.34           $41.46              $30.94              $22.50                    $28.11
                              ---------------  ------------------  ------------------  ------------------------  ------------------
     b. Shop Space            N/A              N/A                 N/A                 N/A                       N/A
                              ---------------  ------------------  ------------------  ------------------------  ------------------
2.  Lease Type (Gross/Net)    Triple Net       Triple Net          Triple Net          Triple Net                Triple Net
                              ---------------  ------------------  ------------------  ------------------------  ------------------
3.  Rent Concessions          None             None                None                None                      None
                              ---------------  ------------------  ------------------  ------------------------  ------------------
4.  Effective Rent            $10.34           $41.46              $30.94              $22.50                    $28.11
                              ---------------  ------------------  ------------------  ------------------------  ------------------
5.  TI Allowance              None             None                None                None                      None
                              ---------------  ------------------  ------------------  ------------------------  ------------------
6.  Expense Stop              None             None                None                None                      None
                              ---------------  ------------------  ------------------  ------------------------  ------------------
7.  Length of Lease Term      3 - 5 remaining  13 years remaining  14 years remaining  10 years (option period)  10 years remaining
                              ---------------  ------------------  ------------------  ------------------------  ------------------
8.  Commissions               None             None                None                None                      None
                              ---------------  ------------------  ------------------  ------------------------  ------------------
9.  Percentage Rent
      (per lease terms)       6.0%             6.5%                6.0%                5.0%                      6.0%
                              ---------------  ------------------  ------------------  ------------------------  ------------------
10. Historical Annual
      Absorption/sq.ft.       N/A              N/A                 N/A                 N/A                       N/A
                              ---------------  ------------------  ------------------  ------------------------  ------------------
11. Annual Operating
Expense  psf (Including
taxes)                        N/A              N/A                 N/A                 N/A                       N/A
                              ---------------  ------------------  ------------------  ------------------------  ------------------

C.  RANK RELATIVE TO
         SUBJECT
      (inferior,
        similar, superior)    N/A              Superior            Superior            Superior                  Superior
                              ---------------  ------------------  ------------------  ------------------------  ------------------

D. EXPLAIN RANKING/COMMENTS:  These comparables have been ranked as superior to subject because of the location. These comparables are located in growth areas at this particular time, whereas, subject is located in a stabilized area. The lease for subject was exercised prior to the leases being exercised for these comparables.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================


                                [GRAPHIC OMITTED]


NAME:                               Taco Bell
LOCATION:                           509 West Main Street (US Highway #1/#378)
                                    Lexington, South Carolina
LESSOR:                             Edens KW Lex. #1 Partners-89
LESSEE:                             Mexican Restaurant Enterprises, Inc.
DATE OF LEASE:                      November 1, 1989
TERM OF LEASE:                      20 Years
BUILDING SIZE (S.F.):               2,268
YEAR BUILT:                         1990
LAND AREA (S.F.):                   34,004
BUILDING CONDITION:                 Good
RENT PER SQUARE FOOT:               $38.79 First Five Year Period

LEASE BREAKDOWN:
                                    ANNUAL         PER S.F.
                                    -----------------------

       YEARS  1  -  5               $88,372        $38.97
       YEARS  6  - 10               $90,603        $39.95
       YEARS 11  - 15               $95,000        $41.89
       YEARS 16  - 20               $102,125       $45.03

AVERAGE OVER TERM:                  $41.46

EXPENSES:
         LANDLORD:                  Management, Structural
         TENANT:                    All other expenses

COMMENTS:                           Steel frame; stucco, glass and steel
                                    exterior, built up roof, tile floors,
                                    sheetrock walls, acoustic tile ceiling. Base rent of $88,372 or 6.5% of gross sales, whichever is greater. Lease includes four
                                    5-year options at escalating rents.

Comparable Rental No. 2
================================================================================


                                [GRAPHIC OMITTED]


NAME:                         Bojangle's Restaurant
LOCATION:                     North Side of Harbison Boulevard
                              Columbia, SC
LESSOR:                       William J. Branstrom, III and Ralph H. Falls, III
LESSEE:                       Bojangle's
DATE OF LEASE:                March 1996
TERM OF LEASE:                15 Years
BUILDING SIZE (S.F.):         3,200
YEAR BUILT:                   1994
LAND AREA (S.F.):             43,913
BUILDING CONDITION:           Good
RENT PER SQUARE FOOT:         $30.94 (Level over term)

EXPENSES:
     LANDLORD:                Management, Structural
     TENANT:                  All other expenses

COMMENTS:                     Steel frame; stucco, glass and steel exterior,
                              built up roof, tile floors, sheetrock walls, acoustic tile ceiling. This property was originally built for owner occupancy by Kenny
                              Rogers Roasters, which closed during 1995. A lease was executed with Bojangles for a 15 year term to occupy the building. The rental rate includes
                              $60,000 in equipment left in the building by Kenny
                              Rogers and paid for by the owners. According to the agent, if the equipment had not been included, Bojangles would have had to pay for these items and the rental rate would have been reduced. The effective rental rate, excluding equipment equals
                              $28.79 (assuming additional $60,000 cost, 15 year mortgage at 8 percent).

Comparable Rental No. 3
================================================================================


                                [GRAPHIC OMITTED]


NAME:                               Sandy's Hot Dogs
LOCATION:                           Marshall Street
                                    Columbia, SC
LESSOR:                             Dolphin Associates
LESSEE:                             Sandy's, Inc.
DATE OF LEASE:                      1987
TERM OF LEASE:                      10 Years
BUILDING SIZE (S.F.):               2,000
YEAR BUILT:                         1987
BUILDING CONDITION:                 Average-Good
RENT PER SQUARE FOOT:               $21.00

EXPENSES:
       LANDLORD:                    Management
       TENANT:                      All other expenses

COMMENTS:                           Base rent increases $3,000 to $45,000
                                    annually in 1997 at end of lease term, which equals $22.50 per square foot. Rate increased each three year period over the five year option. The lessee expects to remain in the building through the option period.

Comparable Rental No. 4
================================================================================


                                [GRAPHIC OMITTED]


NAME:                               Taco Bell
LOCATION:                           1927 Broad River Road
                                    Columbia, South Carolina
LESSOR:                             Restaurant Income Properties
LESSEE:                             Mexican Restaurant Ventures
LEASE DATE:                         July 8, 1992
LEASE TERM:                         15 years, 8 months
BUILDING SIZE:                      1,580 SF
YEAR BUILT:                         1980
SITE SIZE:                          14,928 SF
OPTIONS TO RENEW:                   Four 5-year options

RENTAL RATE:                            Rent  Per
                                    Year         SF
                                    ------------------

                                    1-5        $26.40
                                    6-10       $28.11
                                    11-15.7    $29.97


EXPENSES:                           Tenant pays all property taxes,
                                    insurance premiums, common area
                                    maintenance, and structural maintenance.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLES

                                      SUBJECT          COMPARABLE 1        COMPARABLE 2            COMPARABLE 3
                                      -------          ------------        ------------            ------------
1.   Identification

     a.  Name                    Taco Cid              Hardee's            Bojangles               Sonic Restaurant
                                 --------------------  ------------------  ----------------------  ----------------
                                                       7924 Garners Ferry                          3036 Broad River
     b.  Street Address          1416 Charleston Hwy.  Road                N/S Harbison Boulevard  Road
                                 --------------------  ------------------  ----------------------  ----------------
     c.  City                    West Columbia, SC     Columbia, SC        Columbia, SC            Columbia, SC
                                 --------------------  ------------------  ----------------------  ----------------
     d.  Distance from Subject   N/A                   8 miles             10 miles                10 miles
                                 --------------------  ------------------  ----------------------  ----------------
2.  Attributes

     a.  Year Built              1979-80               1993                1994                    1992
                                 --------------------  ------------------  ----------------------  ----------------
     b.  Net sq. feet            2,090                 3,550               3,200                   1,187
                                 --------------------  ------------------  ----------------------  ----------------
     c.  # Buildings             1                     1                   1                       1
                                 --------------------  ------------------  ----------------------  ----------------
     d.  # of Stories            1                     1                   1                       1
                                 --------------------  ------------------  ----------------------  ----------------
     e.  Vacancy %               0%                    0%                  0%                      0%
                                 --------------------  ------------------  ----------------------  ----------------
3.  Sales Information

     a.  Sales Price             N/A                   $808,790            $817,500                $411,000
                                 --------------------  ------------------  ----------------------  ----------------
     b.  Sales Price PSF         N/A                   $227.83             $274.22                 $346.25
                                 --------------------  ------------------  ----------------------  ----------------
     c.  Date                    N/A                   04-28-94            03-12-96                03-04-92
                                 --------------------  ------------------  ----------------------  ----------------
     d.  NOI at time of Sale     N/A                   N/A                 $87,513                 N/A
                                 --------------------  ------------------  ----------------------  ----------------
     e.  Cap. Rate               N/A                   N/A                 10.71%                  N/A
                                 --------------------  ------------------  ----------------------  ----------------
4.  Rank Relative to Subject
     (inferior, similar,
          superior)              N/A                   Superior            Superior                Superior
                                 --------------------  ------------------  ----------------------  ----------------

Explain Ranking/Comments:     These three comparables are located in the
                              Columbia area and have been ranked superior over subject. Subject was constructed in 1979-80 and these comparables were constructed during the 1990's. The lease for subject property was also negotiated in 1979 and the leases for these comparables were negotiated in the 1990's.

COMPARABLE IMPROVED SALES

Comparable Sale No. 1
================================================================================


                                [GRAPHIC OMITTED]


TMS                       19105-01-05
NAME                      Hardees
LOCATION                  7924 Garners Ferry Road, Columbia, SC
GRANTOR                   Flagstar Enterprises, Inc.
GRANTEE                   CNL Income Fund XV, Ltd.
DEED REFERENCE            Book D-1195, Page 121
DATE                      Apr 28, 1994
SALES PRICE               $808,790
ADJUSTED SALES PRICE      $808,790
SIZE BUILDING             3,550
SALES PRICE PER S.F.      $227.83
SIZE LAND (ACRES)         1.189
SIZE LAND (S.F.)          51,793
YEAR BUILT                1993
LAND/BUILDING RATIO       14.59 To 1
UTILITIES                 All Municipal Available
ZONING                    C-3, General Commercial, Richland County
FINANCING                 Cash to seller.
TYPE OF PURCHASER         Private Investor
COMMENTS                  This is the sale of a new Hardees restaurant
                          located in the southeast section of Columbia. It
                          was a sale-leaseback transaction with rent at
                          market and was reportedly arms length. Equipment
                          was not included in the sale.
PROPERTY HISTORY          This is part of a larger 4.3 acre parcel acquired
                          by the above grantor as vacant land for $400,000 in 1993. The building was constructed on a portion of the parcel and the remainder is for sale. The majority of the excess land is located off of Garners Ferry Road.

Comparable Sale No. 2
================================================================================


                                [GRAPHIC OMITTED]


NAME                      Bojangles
LOCATION                  North Side of Harbison Boulevard, Columbia, SC
GRANTOR                   1) Columbia Roasters Land Co., Inc.
                          2) Columbia Roasters, Inc.
GRANTEE                   William J. Branstrom, III and Ralph H. Falls, III
DEED REFERENCE            Book 3655, Pages 210 and 215
DATE                      March 12, 1996
SALES PRICE               $717,500
ADJUSTED SALES PRICE      $817,500
SIZE BUILDING             3,200
SALES PRICE PER S.F.      $274.22
SIZE LAND (ACRES)         1.0081
SIZE LAND (S.F.)          43,913
YEAR BUILT                1994
LAND/BUILDING RATIO       13.72 To 1
UTILITIES                 Water-Sewer
ZONING                    PUD, Commercial
FINANCING                 Cash to seller
TYPE OF PURCHASER         Private Investor
GROSS POTENTIAL INCOME    $92,119
GROSS INCOME MULTIPLE     8.87
NET OPERATING INCOME      $87,513
OVERALL RATE              10.71%
COMMENTS                  Steel frame; stucco, glass and steel exterior,
                          built up roof, tile floors, sheetrock walls, acoustic tile ceiling. This property was originally built for owner occupancy by Kenny
                          Rogers Roasters, which closed during 1995. A lease was executed with Bojangles for a 15 year term to occupy the building. The cost of upfit to Bojangles is reported at $100,000, and this was added to the sales price. The total cost was $877,000, as the grantees paid an additional
                          $60,000 for equipment, which is not included in the sales price above. The rental rate and gross potential income was adjusted downward to allow for the cost or equipment. If the equipment had not been included, Bojangles would have had to pay for these items and the rental rate would have been reduced according to the grantee agent. The actual annual rental was $99,000 annually.

Comparable Sale No. 3
================================================================================


                                [GRAPHIC OMITTED]


TMS                       6113 02 36
NAME                      Sonic Restaurant
LOCATION                  3036 Broad River Road (Near St. Andrews Road),
                          Columbia, SC
GRANTOR                   American Printing Industries, Inc.
GRANTEE                   Leon Irons and Robert E. Elmerich
DEED REFERENCE            Book D-1076, Page 846
DATE                      Mar 4, 1992
SALES PRICE               $411,000
ADJUSTED SALES PRICE      $411,000
SIZE BUILDING             1,187
SALES PRICE PER S.F.      $346.25
SIZE LAND (ACRES)         0.70
SIZE LAND (S.F.)          30,492
YEAR BUILT                1992
LAND/BUILDING RATIO       25.69 To 1
UTILITIES                 All Available
ZONING                    C-3, General Commercial - Richland County
FINANCING                 Mortgage to AT&T Financial Services for $257,655 and
                          assignment of leases (3/11/92 Book M-1423/163).
TYPE OF PURCHASER         Private Investor
COMMENTS                  The site size above includes a 4,823 square foot
                          perpetual, non-exclusive easement to St. Andrews
                          Road at the rear of the site. A Sonic Restaurant was constructed in 1992. Two drive-up canopies containing 1,400 square feet are not included in the above size. No details concerning lease were available.

(98)

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                                [GRAPHIC OMITTED]

                             COMPARABLE RENTALS MAP

                                [GRAPHIC OMITTED]

                              COMPARABLE SALES MAP

Date: 04/08/97                 EDENS & AVANT, INC.                     Page 194
                             Retail Custom Rent Roll

Property:   TACO CID - KNOX ABBOTT

            WEST COLUMBIA, SC 29169
Column Legends:
      Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERY INFORMATION                       LEASE TERM                        RENT INFORMATION
                                                                                             per                  Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin   Base Rent

-------------------------------------------------------------------------------------------------------------------------
TACO CID
JOHNSON ENTERPRISES, INC.       710-    10        0           03/01/80    02/28/00           0.00   03/01/80    21,600.00
                                                                                             0.00                    0.00
-------------------------------------------------------------------------------------------------------------------------
               Square Feet: Occupied..            0                                 Current Annual Base Rent    21,600.00
                            Available.            0
                            Total.....            0

-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over    Brk

-----------------------------------------------------------------------------------------------------------------------------------
TACO CID
JOHNSON ENTERPRISES, INC.      Full     0    Full      0   Full      0    03/01/00   02/28/05     0.00       0.00       0
                                                                          03/01/05   02/28/10     0.00       0.00       0
-----------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY


                                [GRAPHIC OMITTED]

Charleston Highway - Looking South


                                [GRAPHIC OMITTED]

Charleston Highway - Looking North

                                [GRAPHIC OMITTED]

Subject - Front and Side View


                                [GRAPHIC OMITTED]

Subject - Front and Side View

                                [GRAPHIC OMITTED]

Subject - Rear View


                                [GRAPHIC OMITTED]

Subject - Rear and Side View

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                Market Study of:

                          BLOCKBUSTER - WARNER ROBBINS

                              1871 Watson Boulevard
                         Warner Robbins, Houston County
                                     Georgia




                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                 April 16, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]


                                    May 21, 1997


Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:   Market Study
      Blockbuster - Warner Robbins
      1871 Watson Boulevard
      Warner Robbins, Houston County, Georgia

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on April 16, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a free-standing Blockbuster video store that contains 6,400 square feet of leasable area. The store was originally constructed in 1989. The major tenant is Blockbuster Video and the subject property is 100 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                    Respectfully submitted,

                                    O. MARSHALL DODDS COMPANY, INC.

                                    /s/ O. Marshall Dodds
                                    ------------------------------
                                    O. Marshall Dodds, MAI
                                    State Certified General
                                    Real Estate Appraiser (CG-356)


OMD:mm

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Warner Robbins and Houston County are located in the center of the State of Georgia and are easily accessible to both I-75 and I-16. Macon is located approximately 20 miles north and Atlanta is located approximately 100 miles to the north. Columbus is located approximately 90 miles to the west while Savannah is located approximately 157 miles to the east. The population of Warner Robbins and Houston County has shown consistent increases over the years. The estimated population for Warner Robbins in 1990 was 43,726 with the projected population in the year of 2000 being 55,813. The population of Houston County in 1990 was 89,208 with the projected population in the year of 2000 being 108,124. The estimated population in 1995 for Houston County was 99,647. Approximately 12,409 civilians and 4,613 military personnel find employment at Robbins Air Force Base. In recent years, new industry has moved to the middle Georgia area providing job opportunities in blue collar and white collar classifications. Diverse products such as beer, glass containers, textiles, farm products and electronic components are produced by area plants. Warner Robbins is an important trade center for middle Georgia with several shopping centers and an ever-climbing retail sales figure. The Anchor Glass Container Corporation which employees 433 people is also located in Warner Robbins. The economic base of Warner Robbins is good and has continued to improve over the years. The population has continued to increase in recent years. The major impact of Warner Robbins is Robbins Air Force Base which provides the largest source of employment. All trends are favorable at this time and expected to continue.

The subject property is located in Houston County where the unemployment rate was 4.6 percent in 1994. The unemployment rate statewide for 1994 was 5.2 percent.

Neighborhood and Site

The subject neighborhood is located around the intersection of Watson Boulevard and Houston Road which is more or less the center portion of the city. Watson Boulevard, which is the major traffic artery in the neighborhood extends from State Highway #247 on the east to US Highway #41 on the west side. This street runs in an east/west direction. The major developments in the neighborhood include several shopping centers and a number of retail/service facilities. There is a large shopping center in the neighborhood which is International Square. Several tenants in this shopping center are Gold's Gym, Macon Feed and Seed store, Coast to Coast Wireless Cable, Dollar General, Downtown Optic World, Mercer Engineering Research Center, International Beauty College and others. The Miller Hill shopping center is located east of Houston Road on Watson Boulevard. Most of the tenants in this center occupy small stores. The Houston Mall is located around the intersection of Watson Boulevard and Houston Road with the major tenant being Sears. Galleria Mall is located to the west of subject neighborhood on Watson Boulevard with the major tenant being Belk's. Food stores represented in small shopping centers along Watson Boulevard include Winn Dixie, Food Lion and similar type tenants. Several individual stores located on Watson Boulevard include Blockbuster, McDonald's, NationsBank, BP convenience market/self-service gasoline station, Video Warehouse, Big Daddy Sports, Wendy's, Auto Service Tires, Handy Hardware, Checkers, Sears Auto Center, Nationwide, Midas Mufflers and others. The neighborhood is established with commercial properties and residential properties. The stability has been maintained over the years.

Physical features are as follows:

1.  Size                      0.5 acres or 21,769 square feet
2.  Identity                  1871 Watson Boulevard
                              TMS #W-49-A-23F
3.  Shape                     Rectangular
4.  Topography                Level and is on street grade with Watson Boulevard
5.  Accessability             Good
6.  Utilities                 Municipal

Physical Description

Building features are as follows:

1.  Size (net)                6,400 square feet
2.  Layout & Design           1 story retail store occupied by Blockbuster
3.  Parking Spaces            31
                              2.06 spaces per 1,000 square feet of net area
3.  Construction              Brick and stucco with glass front and metal seamed
                              roof

Market Position and Marketability Conclusions

The subject property is located in the retail district of the City of Warner Robbins on Watson Boulevard which is a major traffic artery. There are shopping centers and retail/service facilities that are located along Watson Boulevard. Subject property is a free-standing retail building occupied by Blockbuster. There are other video stores in the neighborhood. At the present time, subject property is operating in the first option period. The original lease was for a term of five years. There is another five year option period beginning on November 1, 1999 and expiring on October 31, 2004. The rental rate for the second option period is at $14.09 per square foot. The rental rate at the present time is at $12.25 per square foot. The rental comparables have rental rates ranging from $9.50 to $18.81 per square foot. Comparable #1 is located in Macon and this is an older area that is stabilized. Comparable #2 is located in an area in West Columbia, South Carolina that is experiencing some growth at this time. However, this neighborhood is considered to be middle aged. Comparable #3 is situated on an outparcel in a community shopping center anchored by a Wal-Mart Superstore. This is the highest rental of the three comparables and the location causes the rental rate to be high, especially with the Wal-Mart Superstore.

The subject property contains 6,400 square feet and the rental rate is $12.25 per square foot.

Trends

The subject is located in the retail district of Warner Robbins. This area is developed with shopping centers and individual retail stores. It is thought that the neighborhood is in a stabilized period and future developments will be limited. Also, the neighborhood is practically fully developed. The economy in Warner Robbins is good at this time. All trends are favorable.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.    COMPARABLE PROPERTIES
A.    PROPERTY DESCRIPTION

                                         SUBJECT                       COMPARABLE 1                     COMPARABLE 2
                                         -------                       ------------                     ------------
1.  Identification
    a.  Name                     Blockbuster - Warner
                                 Robbins                       Blockbuster Video                Moovies
                                 ------------------------      ----------------------------     -----------------------------
    b.  Street                   1871 Watson Boulevard         3627 Mercer University Dr.       Augusta Road @ Oak Dr.
                                 ------------------------      ----------------------------     -----------------------------
    c.  City                     Warner Robbins, Ga            Macon, GA                        West Columbia, SC
                                 ------------------------      ----------------------------     -----------------------------
    d.  Distance from subject    N/A                           20 miles                         175 miles
                                 ------------------------      ----------------------------     -----------------------------
    e.  Contact                  Edens Avant, Inc.             N/A                              N/A
                                 ------------------------      ----------------------------     -----------------------------
    f.  Phone                    803-779-4420                  N/A                              N/A
                                 ------------------------      ----------------------------     -----------------------------
2.  Attributes
    a.  Year built               1989                          1984                             1996
                                 ------------------------      ----------------------------     -----------------------------
    b.  Net sq. Ft.              6,400                         8,000                            7,700
                                 ------------------------      ----------------------------     -----------------------------
    c.  #building                1                             1                                1
                                 ------------------------      ----------------------------     -----------------------------
    d.  #stories                 1                             1                                1
                                 ------------------------      ----------------------------     -----------------------------
    e.  Avg. Floor plate size
         (sq. Ft.), if office    N/A                           N/A                              N/A
                                 ------------------------      ----------------------------     -----------------------------
    f.  # elevators              N/A                           N/A                              N/A
                                 ------------------------      ----------------------------     -----------------------------
    g.  Parking                  Adequate                      Adequate                         Adequate
                                 ------------------------      ----------------------------     -----------------------------
    h.  Construction Type        Stucco/Concrete Block         Stucco/Concrete Block            Stucco/Concrete Block
                                 ------------------------      ----------------------------     -----------------------------
    i.  Vacancy %                0%                            0%                               0%
                                 ------------------------      ----------------------------     -----------------------------
    j.  Anchors, if Retail       Blockbuster Video             Blockbuster Video                Moovies
                                 ------------------------      ----------------------------     -----------------------------

                                              COMPARABLE 3
                                              ------------
1.  Identification
    a.  Name
                                      Hollywood Video
                                      ----------------------------
    b.  Street                        Outparcel, Westwood Place
                                      ----------------------------
    c.  City                          Greenwood, SC
                                      ----------------------------
    d.  Distance from subject         155 miles
                                      ----------------------------
    e.  Contact                       N/A
                                      ----------------------------
    f.  Phone                         N/A
                                      ----------------------------
2.  Attributes
    a.  Year built                    1996
                                      ----------------------------
    b.  Net sq. Ft.                   6,000
                                      ----------------------------
    c.  #building                     1
                                      ----------------------------
    d.  #stories                      1
                                      ----------------------------
    e.  Avg. Floor plate size
         (sq. Ft.), if office         N/A
                                      ----------------------------
    f.  # elevators                   N/A
                                      ----------------------------
    g.  Parking                       Adequate
                                      ----------------------------
    h.  Construction Type             Stucco/Concrete Block
                                      ----------------------------
    i.  Vacancy %                     0%
                                      ----------------------------
    j.  Anchors, if Retail            Hollywood Video
                                      ----------------------------

Comments:   These rental comparables are similar to subject even thought they are located outside of Warner Robbins. Comparable #1 is located in Macon which is nearby. Comparables #2 and #3 are located in West
            Columbia, South Carolina and Greenwood, South Carolina. These types of properties are regional in nature and it is appropriate to use comparables throughout the region. The comparables are occupied by video stores which is the same occupant as subject. The size of these comparable is similar to that of subject. Subject is located on a major traffic artery.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                         SUBJECT                COMPARABLE 1                   COMPARABLE 2
                                         -------                ------------                   ------------
1.  Asking Rental Rate
    a. Anchor Space              $12.25                         $9.50                          $12.50
                                 ------------------------       ------------------------       ------------------------
    b. Shop Space                N/A                            N/A                            N/A
                                 ------------------------       ------------------------       ------------------------
2.  Lease Type (Gross/Net)       Triple Net                     Triple Net                     Triple Net
                                 ------------------------       ------------------------       ------------------------
3.  Rent Concessions             None                           None                           None
                                 ------------------------       ------------------------       ------------------------
4.  Effective Rent               $12.25                         $9.50                          $12.50
                                 ------------------------       ------------------------       ------------------------
5.  TI Allowance                 None                           None                           None
                                 ------------------------       ------------------------       ------------------------
6.  Expense Stop                 None                           None                           None
                                 ------------------------       ------------------------       ------------------------
7.  Length of Lease Term         2.5 remaining                  4 years remaining              10 years remaining
                                 ------------------------       ------------------------       ------------------------
8.  Commissions                  None                           None                           None
                                 ------------------------       ------------------------       ------------------------
9.  Percentage Rent
      (per lease terms)          5.0% of gross sales            5.0% of gross sales            6.0% of gross sales
                                 ------------------------       ------------------------       ------------------------
10. Historical Annual
      Absorption/sq.ft.          N/A                            N/A                            N/A
                                 ------------------------       ------------------------       ------------------------
11. Annual Operating
Expense psf (Including
taxes)                           N/A                            N/A                            N/A
                                 ------------------------       ------------------------       ------------------------

C.  RANK RELATIVE TO SUBJECT
      (inferior,
        similar, superior)       N/A                            Inferior                       Similar
                                 ------------------------       ------------------------       ------------------------

                                       COMPARABLE 3
                                       ------------
1.  Asking Rental Rate
    a.  Anchor Space                   $18.81
                                       ------------------------
    b.  Shop Space                     N/A
                                       ------------------------
2.  Lease Type (Gross/Net)             Triple Net
                                       ------------------------
3.  Rent Concessions                   None
                                       ------------------------
4.  Effective Rent                     $18.81
                                       ------------------------
5.  TI Allowance                       None
                                       ------------------------
6.  Expense Stop                       None
                                       ------------------------
7.  Length of Lease Term               15 years remaining
                                       ------------------------
8.  Commissions                        None
                                       ------------------------
9.  Percentage Rent
    (per lease terms)                  None
                                       ------------------------
10. Historical Annual
    Absorption/sq.ft.                  N/A
                                       ------------------------
11. Annual Operating
Expense psf (Including
taxes)                                 N/A
                                       ------------------------

C.  RANK RELATIVE TO SUBJECT
      (inferior,
        similar, superior)             Similar
                                       ------------------------

D.  EXPLAIN RANKING/COMMENTS: These comparables have been rated as similar to subject. Comparable #1 is located in an older area and the rent is lower than subject property. The highest rent is for Comparable #3 which is the Hollywood Video store. In any event, these comparables are similar to subject.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================


                               [GRAPHIC OMITTED]


Name:                         Blockbuster Video
Location:                     3627 Mercer University Drive
                              Macon, GA
Year Built:                   1984
Total Size:                   8,000 SF
Vacant Space:                 None
Vacancy Rate:                 0%
Rental Range:                 $9.50
Tenant Expenses:              Triple Net

Remarks: This was an existing building that was renovated and remodeled. This is an older neighborhood that is stabilized.

Comparable Rental No. 2
================================================================================


                               [GRAPHIC OMITTED]


Name:                         Moovies
Location:                     Augusta Road at Oak Drive
                              West Columbia, SC
Year Built:                   1996
Total Size:                   7,700 SF
Vacant Space:                 None
Vacancy Rate:                 0%
Rental Range:                 $12.50
Tenant Expenses:              Triple Net

Remarks: The store is situated on an outparcel in the Mills Corner Shopping Center. The lease term is for ten years.

Comparable Rental No. 3
================================================================================


                               [GRAPHIC OMITTED]


Name:                         Hollywood Video
Location:                     Outparcel, Westwood Place
                              Greenwood, SC
Year Built:                   1996
Total Size:                   6,000 SF
Vacant Space:                 None
Vacancy Rate:                 0%
Rental Range:                 $18.81
Tenant Expenses:              Triple Net

Remarks: This is a free-standing video store situated on an outparcel of the Westwood Place shopping center, anchored by a Wal-Mart Superstore.

                                             PROPERTY INSPECTION FORM
                                                    COMMERCIAL

II.  SALES COMPARABLES

                                         SUBJECT                COMPARABLE 1                   COMPARABLE 2
                                         -------                ------------                   ------------
1.   Identification
                                 Blockbuster - Warner
     a.  Name                    Robbins                        Blockbuster Video              Blockbuster Video
                                 ------------------------       ------------------------       --------------------------
                                                                3627 Mercer University
     b.  Street Address          1871 Watson Boulevard          Drive                          I-385 Frontage Road
                                 ------------------------       ------------------------       --------------------------
     c.  City                    Warner Robbins, GA             Macon, GA                      Simpsonville, SC
                                 ------------------------       ------------------------       --------------------------
     d.  Distance from Subject   N/A                            20 miles                       200 miles
                                 ------------------------       ------------------------       --------------------------
2.  Attributes

     a.  Year Built              1989                           1984                           1995
                                 ------------------------       ------------------------       --------------------------
     b.  Net sq. feet            6,400                          8,000                          4,800
                                 ------------------------       ------------------------       --------------------------
     c. # Buildings              1                              1                              1
                                 ------------------------       ------------------------       --------------------------
     d. # of Stories             1                              1                              1
                                 ------------------------       ------------------------       --------------------------
     e. Vacancy %                0%                             0%                             0%
                                 ------------------------       ------------------------       --------------------------
3.  Sales Information

     a.  Sales Price             N/A                            $511,000                       $605,000
                                 ------------------------       ------------------------       --------------------------
     b.  Sales Price PSF         N/A                            $63.38                         $126.04
                                 ------------------------       ------------------------       --------------------------
     c.  Date                    N/A                            08-07-90                       07-14-95
                                 ------------------------       ------------------------       --------------------------
     d.  NOI at time of Sale     N/A                            $68,956                        $58,800
                                 ------------------------       ------------------------       --------------------------
     e.  Cap. Rate               N/A                            13.49%                         9.72%
                                 ------------------------       ------------------------       --------------------------
4.  Rank Relative to Subject
     (inferior, similar,
          superior)              N/A                            Inferior                       Similar
                                 ------------------------       ------------------------       --------------------------


                                      COMPARABLE 3
                                      ------------
1.   Identification

     a.  Name                         Hollywood Video
                                      -----------------------
                                      Outparcel of
     b.  Street Address               Westwood Place
                                      -----------------------
     c.  City                         Greenwood, SC
                                      -----------------------
     d.  Distance from Subject        155 miles
                                      -----------------------
2.  Attributes

     a.  Year Built                   1996
                                      -----------------------
     b.  Net sq. feet                 6,000
                                      -----------------------
     c. # Buildings                   1
                                      -----------------------
     d. # of Stories                  1
                                      -----------------------
     e. Vacancy %                     0%
                                      -----------------------
3.  Sales Information

     a.  Sales Price                  $1,099,000
                                      -----------------------
     b.  Sales Price PSF              $183.17
                                      -----------------------
     c.  Date                         05-97
                                      -----------------------
     d.  NOI at time of Sale          $110,610
                                      -----------------------
     e.  Cap. Rate                    10.06%
                                      -----------------------
4.  Rank Relative to Subject
     (inferior, similar,
          superior)                   Similar
                                      -----------------------

Explain Ranking/Comments:     These sales comparables were occupied by
                              Blockbuster and Hollywood Video. Sale #3 is actually a contract that has not closed, but the contract is strong and is expected to close during May of 1997. Comparable #1 is located in Macon and is in an older neighborhood. Subject would be considered as being superior to this comparable.
                              The rent is lower for this store than with subject and the other comparables. The sale occurred in 1990 and economic conditions were not as good then as they are now.

COMPARABLE IMPROVED SALES

Comparable Sale No. 1
================================================================================


                               [GRAPHIC OMITTED]


NAME                          Blockbuster
LOCATION                      3627 Mercer University Drive, Macon, GA
GRANTOR                       Robert E. Lee, Walter S. Lee, Ruben L. Hamrock
GRANTEE                       Tony H. Towson
DEED REFERENCE                Book 1898, Page 232
DATE                          Aug 7, 1990
SALES PRICE                   $511,000
ADJUSTED SALES PRICE          $511,000
SIZE BUILDING                 8,000
SALES PRICE PER S.F.          $63.88
SIZE LAND (ACRES)             0.79
SIZE LAND (S.F.)              34,412
YEAR BUILT                    1984
LAND/BUILDING RATIO           4.30 To 1
UTILITIES                     All Available
VERIFICATION                  Public Records
ZONING                        C-2, General Commercial
FINANCING                     Cash to Seller
TYPE OF PURCHASER             Private Investor
EFFECTIVE GROSS INCOME        $72,200
GROSS INCOME MULTIPLE         6.72
EGIM                          7.08
NET OPERATING INCOME          $68,956
OVERALL RATE                  13.49%
COMMENTS                      This was an existing building that was renovated.
                              The neighborhood is an older, stabilized area.

(351)

Comparable Sale No. 2
================================================================================





NAME                          Blockbuster Video
LOCATION                      I-385 Frontage Road, Simpsonville, SC
GRANTOR                       Thomas and Vivian Wong
GRANTEE                       Wachovia Bank of SC
DEED REFERENCE                N/A
DATE                          Jul 14, 1995
SALES PRICE                   $605,000
ADJUSTED SALES PRICE          $605,000
SIZE BUILDING                 4,800
SALES PRICE PER S.F.          $126.04
SIZE LAND (ACRES)             0.84
SIZE LAND (S.F.)              36,590
YEAR BUILT                    1995
LAND/BUILDING RATIO           7.62 To 1
UTILITIES                     All available
VERIFICATION                  Purchaser
ZONING                        Commercial
FINANCING                     At market
TYPE OF PURCHASER             Institution Trust Account
EFFECTIVE GROSS INCOME        $60,000
EGIM                          10.08
NET OPERATING INCOME          $58,800
OVERALL RATE                  9.72%
COMMENTS                      This is an arms length sale of a free-standing
                              video store in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block. The lease is triple net.

(802)

Comparable Sale No. 3
================================================================================


                               [GRAPHIC OMITTED]


NAME                          Hollywood Video
LOCATION                      Outparcel of Westwood Place, Greenwood, SC
GRANTOR                       Zimmer Development, Inc.
GRANTEE                       W.D. Morris
DEED REFERENCE                N/A
DATE                          Current contract
SALES PRICE                   $1,099,000
ADJUSTED SALES PRICE          $1,099,000
SIZE BUILDING                 6,000
SALES PRICE PER S.F.          $183.17
SIZE LAND (ACRES)             1.01
SIZE LAND (S.F.)              43,996
YEAR BUILT                    1997
LAND/BUILDING RATIO           7.33 To 1
UTILITIES                     All available
VERIFICATION                  Public records and seller
ZONING                        Commercial
FINANCING                     At market
TYPE OF PURCHASER             Private Investor
EFFECTIVE GROSS INCOME        $112,838
EGIM                          9.74
NET OPERATING INCOME          $110,610
OVERALL RATE                  10.06%
COMMENTS                      This is an arms length sale of a free-standing
                              video store in a good commercial are with good accessibility and fair exposure. Construction is brick veneer/concrete block. The property is located on an outparcel of a community shopping center anchored by a Wal-Mart Superstore.

(803)

ADDENDA

o     Houston County Demographics
o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

USA COUNTIES 1996
Geographic Area: Houston, GA (13153)
Table: GENERAL PROFILE
--------------------------------------------------------------------------------

POPULATION AND HOUSING (Bureau of the Census)
  Total resident population:
    1995 .........................................................        99,647
      Percent 65 years and over ..................................           8.8
    1990 .........................................................        89,208
    1980 .........................................................        77,605
  Occupied housing units, 1990 ...................................        32,433
    Percent owner occupied .......................................          65.1

BIRTHS AND DEATHS (National Center for Health Statistics)
  Births, 1993 ...................................................         1,409
    Per 1,000 resident population ................................          14.8
    Percent to mothers under 20 years of age .....................          15.2
  Deaths, 1993 ...................................................           619
    Per 1,000 resident population ................................           6.5
  Infant deaths per 1,000 live births, 1993 ......................           9.9
EDUCATION (Bureau of the Census)
  Persons 25 years and over, 1990 ................................        55,396
    Percent high school graduates ................................          79.5
    Percent college graduates ....................................          16.0
LABOR FORCE (Bureau of Labor Statistics)
  Civilian labor force, 1994 .....................................        45,214
    Percent unemployed ...........................................           4.6
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
  Total establishments, 1993 .....................................         1,748
    Percent retail trade .........................................          29.1
    Percent services .............................................          38.2
  Paid employees, 1993 (pay period including March 12) ...........        19,842
  Annual payroll, 1993 ($1,000) ..................................       337,263
PERSONAL INCOME (Bureau of Economic Analysis)
  Total personal income, 1993 ($1,000) ...........................     1,601,312
    Per capita (dollars) .........................................        16,753
AGRICULTURE (Bureau of the Census)
  Number of farms, 1992 ..........................................           222
    Land in farms as percent of total land .......................            30
RETAIL TRADE (Bureau of the Census)
  Retail sales, 1992 ($1,000) ....................................       879,819
    Per capita (dollars) .........................................         9,430
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
  Number of offices, June 30, 1994 ...............................            20
    Total deposits ($1,000) ......................................       504,435
SOCIAL PROGRAMS (Social Security Administration)
  Total Social Security recipients, December 1993 ................        10,620
    Retired workers ..............................................         5,855
    Supplementary Security Income recipients, December 1994 ......         1,984
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
  Total direct expenditures or obligations per capita:
    1994 (dollars) ...............................................        11,880
    1990 (dollars) ...............................................         9,764
--------------------------------------------------------------------------------
(NA)  Not available.    (D)   Avoid disclosure of confidential information.
(X)   Not applicable.   (S)   Does not meet publication standards.
(Z)   Value > 0 but < half unit of measure shown.
NOTE: 0 data may indicate geographic/data footnotes.

Source: U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

                                [GRAPHIC OMITTED]

                             COMPARABLE RENTALS MAP

                                [GRAPHIC OMITTED]

                              COMPARABLE SALES MAP

                                [GRAPHIC OMITTED]

                                 PROPERTY PLAT

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  BLOCKBUSTER - WARNER ROBBINS
           1871 WATSON BOULEVARD
           WARNER ROBBINS, GA
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined
     CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                   Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------------------
BLOCKBUSTER #92571-W.R.
BLOCKBUSTER #92571               671- 10     6,400             11/01/89   10/31/99        12.25     01/01/92    78,399.96
                                                                                           0.00                      0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS                  PERCENT RENT
                                  Tax   Base    Ins    Base   CAM    Base                          per         Pcnt of   Amount  Nat
Tenant Name                      Recov  Year   Recov   Year  Recov   Year   Begin      End        SF/YR   Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
BLOCKBUSTER #92571-H.R.
BLOCKBUSTER #92571                Full   0     Full    0     Full    0      11/01/94   10/31/99   12.25         0.00      0
                                                                            11/01/99   10/31/04   14.09         0.00      0

------------------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..     6,400                                Current Annual Base Rent      78,399.96
                              Available.         0
                              Total.....     6,400

PHOTOGRAPHS OF SUBJECT PROPERTY


                                [GRAPHIC OMITTED]

Watson Boulevard Looking East



                                [GRAPHIC OMITTED]

Watson Boulevard Looking West

                                [GRAPHIC OMITTED]

Subject Front View



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Subject Front And Side View

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Subject Side And Rear View

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                Market Study of:

                               ADVANCED AUTO STORE

                              160 South 321 By-Pass
                   Winnsboro, Fairfield County, South Carolina


                                  Prepared By:

                             O. Marshall Dodds, MAI

                              Date of Market Study:

                                  June 12, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]

                                  June 16, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re: Market Study
    Advanced Auto Store
    160 South 321 By-Pass
    Winnsboro, Fairfield County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that formed the basis of the study was conducted by O. Marshall Dodds, MAI. The subject property and all comparable data was inspected by O. Marshall Dodds, MAI on May 15, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a free standing retail store occupied by Advanced Auto Stores. The size of the store is 7,200 square feet. The lease began on October 1, 1990 and expired on December 31, 1993. The first renewal option period has been used and the lease is in the second option period which began January 1, 1997 and expires December 31, 1999. There is one other additional two year option period that begins January 1, 2000 and ends December 31, 2002. The rental rate at the present time is $4.75 per square foot and will increase to $5.00 per square foot in the next option period. The property is 100 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                       Respectfully submitted,

                                       O. MARSHALL DODDS COMPANY, INC.



                                       /s/ O. Marshall Dodds
                                       ---------------------------------
                                       O. Marshall Dodds, MAI
                                       State Certified General
                                       Real Estate Appraiser (CG-356)

OMD:mm

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Fairfield County is part of the Central Midlands Region, which consists of Richland, Lexington, Newberry and Fairfield Counties. Winnsboro is the county seat of Fairfield County. It covers an area of 2.68 square miles. The Town of Ridgeway is also located in Fairfield County eleven miles from Winnsboro. It encompasses a 1/2 square mile area. Interstate 77 bisects Fairfield County and Interstate 20 and 26 are within 20 to 30 minutes of Winnsboro. All three interstates are connected via SC Highway #34. US Highways running through the county include #321 and #21.

Major employers in Fairfield County are as follows:

No.  Name & Location             Year Established  Product                 No. Employees

1.   Mack Trucks, Inc.                  1987       Heavy duty truck
     US Hwy. #321 @ SC Hwy. #34                    chasis                         780

2.   The Standard Products Co.          1978       Automobile Twin
     US Hwy. #321 @ SC Hwy. 34                     Engine Molded Parts            451

3.   Uniroyal Goodrich                  1917       Tire cord-rayon,
     Co-Tex Division                               nylon, polyester,
     Maple Street                                  steel                          299

4.   Manhattan Shirt Company            1962       Dress & sports                 176
     US Hwy. #321 By-Pass                          shirts, sports knits,
                                                   ladies apparel

5.   Rite Aid                           1980       Distribution warehouse         168
     SC Hwy. #34

6.   Fuji Copian Corporation            1989       Typewriter cassettes,          171
     SC Hwy. #34                                   computer printer
                                                   cassettes, computer
                                                   printer ribbons

The subject property is located in Fairfield County and the unemployment rate was 9.8 percent in February, 1997. The unemployment rate statewide for February was 5.5 percent. The population of Fairfield County for 1995 was 22,504 with
13.7 percent being age 65 or older and the population for the Town of Winnsboro was 3,475.

Neighborhood and Site

The neighborhood is generally the area located in the Town of Winnsboro and outside of the Town of Winnsboro extending from the intersection of US Highway #321 By-Pass with US Highway #321 Business on the south side of town to the intersection of US Highway #321 By-Pass and US Highway #321 Business on the north side of town. Major developments are located along US Highway #321 By-Pass including Fairfield Central High School, Fairfield Middle School and the new Fairfield Intermediate School. The Fairfield Memorial Hospital is located at the intersection of Washington Street and the By-Pass. Manhattan Shirt Company has been in the neighborhood for many years. There is also an Advanced Auto Parts located at the intersection of Calhoun Street and US Highway #321. The Mack Truck plant is located approximately one mile south of the southern neighborhood boundary and there are other manufacturing concerns and employment centers located in relatively close proximity. Multi-family apartments in the area include the Lamplighter Apartments, Castlewood Apartments, Laurelwood I & II, Winnsboro Arms, Winnsboro Apartments and Winnfield West. The downtown area is typical for most small towns. Developments include banks, such as Wachovia and First Union, as well as Belk, Super 10, Winnsboro Furniture and Napa Auto Parts. The Fairfield County Courthouse, Town Hall and Chamber of Commerce are all located in the downtown area. The neighborhood is established and some growth has been occurring.

Site Description

Physical features for Advanced Auto Parts are as follows:

1.  Size                   1.69 acres or 73,616 square feet

2.  Identity               NEC of US Highway #321 By-Pass and Calhoun St.

3.  Shape                  irregular

4.  Topography             level, on street grade

5.  Accessability          good from either direction

6.  Utilities              municipal

Physical Description

Building features for Advanced Auto Parts are as follows:

1.  Size (net)             7,200 square feet

2.  Layout & Design        1 story retail store

3.  Construction           brick and glass front with concrete block on side
                           and rear and metal seamed roof

Market Position and Marketability Conclusions

The subject property is located on the South 321 By-Pass at Calhoun Street near the intersection with Moultrie Street. The Fairfield Square Shopping Center is located in the same block with subject and the Heilig Meyers furniture store is located in the next block from subject. There are several fast food restaurants such as Kentucky Fried Chicken, McDonald's and Hardee's that are located in the immediate neighborhood. Subject is the only free standing auto parts store that is located in the immediate neighborhood. There are other auto parts stores that are located along Main Street in the downtown area of Winnsboro, but these stores are located in older buildings in the older retail district.

The comparable rentals selected are from the Columbia Metropolitan Area. The Advanced Auto Store located at 6432 Two Notch Road is in the Arcadia Plaza Shopping Center. The rental rate for this store is $6.75 per square foot and the tenant is operating in the first renewal option. The New York Carpet World Store is located at 800 Bush River Road. This store contains 12,000 square feet and the rental rate is $9.00 per square foot. This lease was originally for ten years and there are approximately four years remaining. The Advanced Auto Store located at 7613 Garners Ferry Road is new and was completed in December of 1996. The size of this store is 5,500 square feet and the rental rate is $11.09 per square foot.

These comparable rentals were taken from the Columbia Metropolitan Area which is south of the subject neighborhood. The subject property contains 7,200 square feet and was constructed in 1989. The rental rate is at $4.75 per square foot. The subject property is located in the same block as the Fairfield Square. The rental rates for the comparables are higher than subject, but it is thought that rates are generally higher in Columbia than in Winnsboro.

Trends

The subject property is located in the Town of Winnsboro. The neighborhood is established with the Fairfield Square Shopping Center, several fast food restaurants, the hospital, several retail stores and a new Wal-Mart Store is under construction that will be located on the By-Pass.

All trends are favorable at this time and expected to continue.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A.   PROPERTY DESCRIPTION

                                       SUBJECT           COMPARABLE 1            COMPARABLE 2                   COMPARABLE 3
                                       -------           ------------            ------------                   ------------
1.  Identification

    a. Name                    Advanced Auto           Advanced Auto           New York Carpet World          Advanced Auto
                               ---------------------   ---------------------   -----------------------------  ----------------------
    b. Street                  160 S. 321 By-Pass      6432 Two Notch Road     800 Bush River Road            7613 Garners Ferry Rd.
                               ---------------------   ---------------------   -----------------------------  ----------------------
    c. City                    Winnsboro, SC           Columbia, SC            Columbia, SC                   Columbia, SC
                               ---------------------   ---------------------   -----------------------------  ----------------------
    d. Distance from subject   N/A                     25 miles                25 miles                       25 miles
                               ---------------------   ---------------------   -----------------------------  ----------------------
    e. Contact                 Edens & Avant, Inc.     Edens & Avant, Inc.     Simmerville Investment Prop.   Phil McCorkle
                               ---------------------   ---------------------   -----------------------------  ----------------------
    f. Phone                   (803) 779-4420          (803) 779-4420          (704) 364-0093                 (803) 376-2000
                               ---------------------   ---------------------   -----------------------------  ----------------------

2.  Attributes

    a. Year built              1989                    1991                    1991                           1996
                               ---------------------   ---------------------   -----------------------------  ----------------------
    b. Net sq. Ft.             7,200                   3,375                   12,000                         5,500
                               ---------------------   ---------------------   -----------------------------  ----------------------
    c. # building              1                       1                       1                              1
                               ---------------------   ---------------------   -----------------------------  ----------------------
    d. # stories               1                       1                       1                              1
                               ---------------------   ---------------------   -----------------------------  ----------------------
    e. Avg. Floor plate size
       (sq. Ft.), if office    N/A                     N/A                     N/A                            N/A
                               ---------------------   ---------------------   -----------------------------  ----------------------
    f. # elevators             N/A                     N/A                     N/A                            N/A
                               ---------------------   ---------------------   -----------------------------  ----------------------
    g. Parking                 Adequate                Adequate                Adequate                       Adequate
                               ---------------------   ---------------------   -----------------------------  ----------------------
    h. Construction Type       Brick/Concrete Block    Brick/Concrete Block    Brick/Concrete Block           Brick/Concrete Block
                               ---------------------   ---------------------   -----------------------------  ----------------------
    I. Vacancy %               0%                      0%                      0%                             0%
                               ---------------------   ---------------------   -----------------------------  ----------------------
    j. Anchors, if Retail      Advanced Auto           Advanced Auto           New York Carpet World          Advanced Auto
                               ---------------------   ---------------------   -----------------------------  ----------------------

Comments: These rental comparables are located in Columbia, South Carolina which is approximately 25 miles south of subject property. The reason for using these comparables is because they are more similar to subject than the retail stores in Winnsboro. The other auto parts stores in Winnsboro are located in the older retail stores in the downtown area of Winnsboro and are not considered to be comparable. Comparables #1 and #3 are Advanced Auto stores while Comparable #2 is a New York Carpet World Store. The lease in Comparable #1 was negotiated in 1991 while the lease in Comparable #3 was negotiated in 1996. The size in Comparable #1 is smaller than subject and Comparable #3 is also smaller. Comparable #2 is a larger store.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                        SUBJECT          COMPARABLE 1           COMPARABLE 2           COMPARABLE 3
                                        -------          ------------           ------------           ------------
1.  Asking Rental Rate

    a.  Anchor Space             $4.75                 $6.75                  $9.00                  $11.09
                                 ------------------    --------------------   --------------------   -------------------
    b.  Shop Space               N/A                   N/A                    N/A                    N/A
                                 ------------------    --------------------   --------------------   -------------------
2.  Lease Type (Gross/Net)       Triple Net            Triple Net             Triple Net             Triple Net
                                 ------------------    --------------------   --------------------   -------------------
3.  Rent Concessions             None                  None                   None                   None
                                 ------------------    --------------------   --------------------   -------------------
4.  Effective Rent               $4.75                 $6.75                  $9.00                  $11.09
                                 ------------------    --------------------   --------------------   -------------------
5.  TI Allowance                 None                  None                   None                   None
                                 ------------------    --------------------   --------------------   -------------------
6.  Expense Stop                 None                  None                   None                   None
                                 ------------------    --------------------   --------------------   -------------------
7.  Length of Lease Term         1.5 years             3 years                4 years                10 years
                                 ------------------    --------------------   --------------------   -------------------
8.  Commissions                  5.00% - 7.00%         5.00% to 7.00%         5.00% - 7.00%          5.00% to 7.00%
                                 ------------------    --------------------   --------------------   -------------------
9.  Percentage Rent
    (per lease terms)            None                  None                   None                   None
                                 ------------------    --------------------   --------------------   -------------------
10. Historical Annual
    Absorption/sq.ft.            N/A                   N/A                    N/A                    N/A
                                 ------------------    --------------------   --------------------   -------------------
11. Annual Operating
Expense psf (Including
taxes)                           N/A                   N/A                    N/A                    N/A
                                 ------------------    --------------------   --------------------   -------------------

C.  RANK RELATIVE TO
      SUBJECT

    (inferior, similar,
      superior)                  N/A                   Similar                Similar                Superior
                                 ------------------    --------------------   --------------------   -------------------

D. EXPLAIN RANKING/COMMENTS: Subject property is considered to be similar to
                             Comparables #1 and #2 and Comparable #3 is considered to be superior. The reason for Comparable #3 being superior is that the building was completed in 1996 and the lease was negotiated in 1996 at a higher rental rate than subject. Comparable #1 is located on Two Notch Road and is an in-line store with a strip shopping center. This store does have a higher rental rate than subject. Comparable #2 is a free standing store and is a larger store than subject.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================

                               [GRAPHIC OMITTED]

Name:                      Advanced Auto
Location:                  6432 Two Notch Road
                           Columbia, SC
Year Built:                1991
Total Size:                3,375 SF
Vacant Space:              None
Vacancy Rate:              0%
Rental Range:              $6.75
Tenant Expenses:           Triple Net

Remarks:                   This store is located on Two Notch Road in Columbia,
                           SC.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]

Name:                      New York Carpet World
Location:                  800 Bush River Road
                           Columbia, SC
Year Built:                1991
Total Size:                12,000 SF
Vacant Space:              None
Vacancy Rate:              0%
Rental Range:              $9.00
Tenant Expenses:           Triple Net

Remarks:                   This store is located in Columbia, SC.

Comparable Rental No. 3
================================================================================

                               [GRAPHIC OMITTED]

Name:                      Advanced Auto
Location:                  7613 Garners Ferry Road
                           Columbia, SC
Year Built:                1996
Total Size:                5,500 SF
Vacant Space:              None
Vacancy Rate:              0%
Rental Range:              $11.09
Tenant Expenses:           Triple Net

Remarks: The tenant is Advanced Auto and this store was completed in 1996.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLES

                                       SUBJECT          COMPARABLE 1              COMPARABLE 2                   COMPARABLE 3
                                       -------          ------------              ------------                   ------------

1.   Identification

     a. Name                   Advanced Auto          Alpha Graphic Building    Heilig Meyers Furniture Store  New York Carpet World
                               --------------------   -----------------------   -----------------------------  ---------------------
     b. Street Address         160 S. 321 By-Pass     1415 Gervais Street       100 Greystone Boulevard        800 Bush River Road
                               --------------------   -----------------------   -----------------------------  ---------------------
     c. City                   Winnsboro, SC          Columbia, SC              Columbia, SC                   Columbia, SC
                               --------------------   -----------------------   -----------------------------  ---------------------
     d. Distance from Subject  N/A                    25 miles                  25 miles                       25 miles
                               --------------------   -----------------------   -----------------------------  ---------------------
2.  Attributes

     a. Year Built             1989                   1949, Renovated 1994      1991                           1991
                               --------------------   -----------------------   -----------------------------  ---------------------
     b. Net sq. feet           7,200 SF               4,399 SF                  26,400 SF                      12,000 SF
                               --------------------   -----------------------   -----------------------------  ---------------------
     c. # Buildings            1                      1                         1                              1
                               --------------------   -----------------------   -----------------------------  ---------------------
     d. # of Stories           1                      1                         1                              1
                               --------------------   -----------------------   -----------------------------  ---------------------
     e. Vacancy %              0%                     0%                        0%                             0%
                               --------------------   -----------------------   -----------------------------  ---------------------

3.  Sales Information

     a. Sales Price            N/A                    $390,005                  $1,130,000                     $907,000
                               --------------------   -----------------------   -----------------------------  ---------------------
     b. Sales Price PSF        N/A                    $88.66                    $42.80                         $75.58
                               --------------------   -----------------------   -----------------------------  ---------------------
     c. Date                   N/A                    11/2/94                   8/26/91                        11/17/92
                               --------------------   -----------------------   -----------------------------  ---------------------
     d. NOI at time of Sale    N/A                    $39,061                   $115,120                       $100,560
                               --------------------   -----------------------   -----------------------------  ---------------------
     e. Cap. Rate              N/A                    10.02%                    10.20%                         11.09%
                               --------------------   -----------------------   -----------------------------  ---------------------

4.  Rank Relative to Subject
    inferior, similar,
      superior)                N/A                    Similar                   Similar                        Similar
                               --------------------   -----------------------   -----------------------------  ---------------------

                                   COMPARABLE 4
                                   ------------

1.   Identification

     a. Name                     Advanced Auto
                                 ------------------------
     b. Street Address           7613 Garners Ferry Rd.
                                 ------------------------
     c. City                     Columbia, SC
                                 ------------------------
     d. Distance from Subject    25 miles
                                 ------------------------
2.  Attributes

     a. Year Built               1996
                                 ------------------------
     b. Net sq. feet             5,500 SF
                                 ------------------------
     c. # Buildings              1
                                 ------------------------
     d. # of Stories             1
                                 ------------------------
     e. Vacancy %                0%
                                 ------------------------

3.  Sales Information

     a. Sales Price              $570,000
                                 ------------------------
     b. Sales Price PSF          $103.64
                                 ------------------------
     c. Date                     1/97
                                 ------------------------
     d. NOI at time of Sale      $59,440
                                 ------------------------
     e. Cap. Rate                10.43%
                                 ------------------------

4.  Rank Relative to Subject
    inferior, similar,
      superior)                  Superior
                                 ------------------------

Explain Ranking/Comments: Comparables #1, #2 and #3 have been ranked as similar to subject while Comparable #4 is considered to be superior to subject. The reason for the superior rating of Comparable #4 is that this store was completed in December of 1996 and the lease was negotiated in 1996. The rental rate is higher in Comparable #4 than in subject. These comparables are located in Columbia which is approximately 25 miles south of Winnsboro. It is thought that these comparables can be used for comparison purposes with subject.

COMPARABLE IMPROVED SALES

Comparable Sale No. 1
================================================================================

                               [GRAPHIC OMITTED]

TMS                       11401 -4 -8
NAME                      Alpha Graphics Building
LOCATION                  1415 Gervais Street, Columbia, SC
GRANTOR                   C.D. Sexton
GRANTEE                   J.D.J. Enterprises, Inc.
DEED REFERENCE            Book 1227, Page 291
DATE                      Nov 2, 1994
SALES PRICE               $390,005
ADJUSTED SALES PRICE      $390,005
SIZE BUILDING             4,399
SALES PRICE PER S.F.      $88.66
SIZE LAND (ACRES)         0.19
SIZE LAND (S.F.)          8,276
YEAR BUILT                1949
LAND/BUILDING RATIO       1.88 To 1
UTILITIES                 All available
ZONING                    Commercial
FINANCING                 Cash to seller
GROSS POTENTIAL INCOME    $46,200
EFFECTIVE GROSS INCOME    $41,580
GROSS INCOME MULTIPLE     8.44
EGIM                      9.38
NET OPERATING INCOME      $39,061
OVERALL RATE              10.02%
COMMENTS                  This building was renovated in 1988 with a new
                          facelift in May of 1994. The building is an older masonry structure with a stucco/glass storefront and has a bow roof with a membrane cover. The building is 100 percent heated and cooled and includes about 1,700 square feet of office space and the remainder is good quality retail space. The purchasers are the principals of Alpha Graphics and had leased the property in May 1994 through April 2000 then decided to purchase the property. The lease has absolute net terms - rent of $3,325 per month in year 1, $3,675 per month in year 2, and $4,025 per month in years 3 - 6
                          (average $46,200 per year or $10.50 per square foot).
                          About 1,700 square feet of rear office space is subleased with similar terms as the master lease.

(839)

Comparable Sale No. 2
================================================================================

                               [GRAPHIC OMITTED]

NAME                      Heilig Meyers Furniture Store
LOCATION                  100 Greystone Blvd.. Columbia, SC
GRANTOR                   Riverland Development Corp. Inc.
GRANTEE                   Liscomb Family Foundation
DEED REFERENCE            Book 1048, Page 560
DATE                      Aug 26, 1991
SALES PRICE               $1,130,000
ADJUSTED SALES PRICE      $1,130,000
SIZE BUILDING             26,400
SALES PRICE PER S.F.      $42.80
SIZE LAND (ACRES)         1.61
SIZE LAND (S.F.)          70,132
YEAR BUILT                1970
LAND/BUILDING RATIO       2.66 To 1
UTILITIES                 All Available
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to Seller
GROSS POTENTIAL INCOME    $123,960
EFFECTIVE GROSS INCOME    $123,960
GROSS INCOME MULTIPLE     9.12
EGIM                      9.12
NET OPERATING INCOME      $115,120
OVERALL RATE              10.19%
COMMENTS                  This is a single tenant building leased and occupied
                          by Heilig Meyers Furniture Company. Rental rate is
                          $4.70 PSF for seven years.

TENANTS:

Heilig Meyers

(418)

Comparable Sale No. 3
================================================================================

                               [GRAPHIC OMITTED]

NAME                      New York Carpet World
LOCATION                  800 Bush River Road, Columbia, SC
GRANTOR                   BGI
GRANTEE                   Ten Fourteen Company (a North Carolina Partnership)
DEED REFERENCE            Book D-1115, Page 894
DATE                      Nov 17, 1992
SALES PRICE               $907,000
ADJUSTED SALES PRICE      $907,000
SIZE BUILDING             12,000
SALES PRICE PER S.F.      $75.58
SIZE LAND (ACRES)         0.88
SIZE LAND (S.F.)          38,333
YEAR BUILT                1992
LAND/BUILDING RATIO       3.19 To 1
UTILITIES                 All Available
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to Seller
GROSS POTENTIAL INCOME    $104,000
EFFECTIVE GROSS INCOME    $104,000
GROSS INCOME MULTIPLE     8.72
EGIM                      8.72
NET OPERATING INCOME      $100,560
OVERALL RATE              11.09%
COMMENTS                  This is a free standing retail store leased and
                          occupied by New York Carpet World. The seller was in need to sell the property. While this was not a distress sale, it is not considered to be a normal sale. The purchaser was able to obtain favorable conditions in the sale.

TENANTS:

New York Carpet World

(438)

Comparable Sale No. 4
================================================================================

                               [GRAPHIC OMITTED]

TMS                       16314 -03 -16 pt.
NAME                      Advanced Auto
LOCATION                  7613 Garners Ferry Road, Columbia, SC
GRANTOR                   Car Associates
GRANTEE                   Phillip J. McCorkle
DEED REFERENCE            Book 1357, Page 593
DATE                      January 1997
SALES PRICE               $570,000
ADJUSTED SALES PRICE      $570,000
SIZE BUILDING             5,500
SALES PRICE PER S.F.      $103.64
SIZE LAND (ACRES)         0.68
SIZE LAND (S.F.)          29,621
YEAR BUILT                1996
LAND/BUILDING RATIO       5.39 To 1
UTILITIES                 All available
VERIFICATION              Public Records
ZONING                    Commercial
FINANCING                 Cash to seller
EFFECTIVE GROSS INCOME    $61,000
EGIM                      9.34
NET OPERATING INCOME      $59,440
OVERALL RATE              10.43%
COMMENTS                  An Advanced Auto Parts Store was constructed on this
                          site in December of 1996.

(840)

ADDENDA

o     Fairfield County Demographics
o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

ADDENDA

o     Fairfield County Demographics
o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

USA COUNTIES 1996
Geographic Area: Fairfield, SC (45039)
Table: GENERAL PROFILE
--------------------------------------------------------------------------------
POPULATION AND HOUSING (Bureau of the Census)
  Total resident population:
    1995 ...........................................................      22,504
      Percent 65 years and over ....................................        13.7
    1990 ...........................................................      22,295
    1980 ...........................................................      20,700
  Occupied housing units, 1990 .....................................       7,467
    Percent owner occupied .........................................        78.1
BIRTHS AND DEATHS (National Center for Health Statistics)
  Births, 1993 .....................................................         344
    Per 1,000 resident population ..................................        15.4
    Percent to mothers under 20 years of age .......................        16.9
  Deaths, 1993 .....................................................         281
    Per 1,000 resident population ..................................        12.6
  Infant deaths per 1,000 live births, 1993 ........................         8.7
EDUCATION (Bureau of the Census)
  Persons 25 years and over, 1990 ..................................      13,642
    Percent high school graduates ..................................        58.1
    Percent college graduates ......................................         9.6
LABOR FORCE (Bureau of Labor Statistics)
  Civilian labor force, 1994 .......................................      10,958
    Percent unemployed .............................................         9.7
PRIVATE NONFARM ESTABLISHMENTS (Bureau of the Census)
  Total establishments, 1993 .......................................         316
    Percent retail trade ...........................................        29.1
    Percent services ...............................................        27.8
  Paid employees, 1993 (pay period including March 12) .............       5,872
  Annual payroll, 1993 ($1,000) ....................................     145,983
PERSONAL INCOME (Bureau of Economic Analysis)
  Total personal income, 1993 ($1,000) .............................     310,386
    Per capita (dollars) ...........................................      13,872
AGRICULTURE (Bureau of the Census)
  Number of farms, 1992 ............................................         189
    Land in farms as percent of total land .........................          13
RETAIL TRADE (Bureau of the Census)
  Retail sales, 1992 ($1,000) ......................................      60,270
    Per capita (dollars) ...........................................       2,682
COMMERCIAL AND SAVINGS BANKS (Fed. Deposit Insurance Corp.)
  Number of offices, June 30, 1994 .................................           5
    Total deposits ($1,000) ........................................      84,751
SOCIAL PROGRAMS (Social Security Administration)
  Total Social Security recipients, December 1993 ..................       4,155
    Retired workers ................................................       2,385
  Supplementary Security Income recipients, December 1994 ..........         944
FEDERAL FUNDS AND GRANTS (Bureau of the Census)
  Total direct expenditures or obligations per capita:
    1994 (dollars) .................................................       3,696
    1990 (dollars) .................................................       2,349
--------------------------------------------------------------------------------
(NA) Not available. (D) Avoid disclosure of confidential information.
(X) Not applicable. (S) Does not meet publication standards.
(Z) Value > 0 but < half unit of measure shown.
NOTE: 0 data may indicate geographic/data footnotes.

Source: U.S. Bureau of the Census, USA Counties 1996 CD-ROM.

                               [GRAPHIC OMITTED]

                                  Location Map

                               [GRAPHIC OMITTED]

                             Comparable Rentals Map

                               [GRAPHIC OMITTED]

                               Improved Sales Map

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property:  EDENS KW WINNSBORO BYPASS
           160 SOUTH HWY. #321
           WINNSBORO, SC
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
     Renewal Options  TYP Column: TBD - To be Determined CPI - Consumer Price
     Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
ADVANCE AUTO STORE #579
ADVANCE STORES CO., INC.          673-10    7,200            10/01/90   12/31/99          4.58     10/01/90   33,000.00
                                                                                          4.75     01/01/97   34,200.00
                                                                                          0.00                     0.00
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION             REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                    Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
ADVANCE AUTO STORE #579
ADVANCE STORES CO., INC.        PSR   1990    PSR    1990     None     0   01/04/94   12/31/96     4.58        2.50  1,320,000   Y
                                                                           01/04/97   12/31/99     4.75        2.50  1,368,000   Y
                                                                           01/04/00   12/31/02     5.00        2.50          0   Y
------------------------------------------------------------------------------------------------------------------------------------
                Square Feet: Occupied..     7,200                            Current Annual Base Rent     34,200.00
                             Available.         0
                             Total.....     7,200

                               [GRAPHIC OMITTED]

                                   Site Plan

PHOTOGRAPHS OF SUBJECT PROPERTY

                               [GRAPHIC OMITTED]

US Highway #321 By-Pass - Looking South

                               [GRAPHIC OMITTED]

US Highway #321 By-Pass - Looking North

                               [GRAPHIC OMITTED]

Subject - Front and Side View - Washington Street - Looking East

                               [GRAPHIC OMITTED]

Subject - Front and Side View - Washington Street - Looking West

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]
                                  Market Study

                            FREESTANDING BLOCKBUSTER
                                   VIDEO STORE

                              2419 Broad River Road
                    Columbia, Richland County, South Carolina




                                   Prepared by

                           Michael B. Dodds, MAI, CCIM

                       Date of Market Study - May 7, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]


                                                May 6, 1997


Ms. Jodie McLean
Vice President
Edens and Avant, Inc.
P.O. Box 528
Columbia, SC 29202

Re:  Market Study
     Freestanding Blockbuster Video Store
     2419 Broad River Road
     Columbia, Richland County, South Carolina

Dear Ms. McLean:

At your request, we have completed a market study of the above referenced property. This analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data were inspected by Michael B. Dodds, MAI, CCIM on May 7, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a freestanding retail store that contains 6,000 square feet of leasable area. The store was constructed in 1988. The tenant is Blockbuster, which occupies the entire store. The store is situated on a 0.86 acre site.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent roll submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                             Respectfully submitted,

                                             O. MARSHALL DODDS COMPANY, INC.

                                             _________________________________
                                             Michael B. Dodds, MAI, CCIM
                                             State Certified General
                                             Real Estate Appraiser (CG-543)

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]

                                                 May 6, 1997


Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:  Market Study
     Freestanding Blockbuster Video Store
     2419 Broad River Road
     Columbia, Richland County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data were inspected by Michael B. Dodds, MAI, CCIM on May 7, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a freestanding retail store that contains 6,000 square feet of leasable area. The store was constructed in 1988. The tenant is Blockbuster, which occupies the entire store. The store is situated on a 0.86 acre site.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                             Respectfully submitted,

                                             O. MARSHALL DODDS COMPANY, INC.

                                             _________________________________
                                             Michael B. Dodds, MAI, CCIM
                                             State Certified General
                                             Real Estate Appraiser (CG-543)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as: insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial spheres. The unemployment rate for Richland County as of March, 1997 was 3.7 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject neighborhood is located to the northwest of the central business district of Columbia in an area generally referred to as St. Andrews. The neighborhood is centered around the intersection of Interstates #20 and #26. A high concentration of multi family development has occurred in the neighborhood since 1980, although there has been limited single family growth. The largest retail development in the area is the Dutch Square Mall, which was built in 1970. This 525,000 square foot regional mall is currently undergoing a major renovation. Tenants now include Office Depot, JB Whites and Eckerds. A 43,393 square foot anchor store is available, and was previously occupied by a local department store. Other tenants occupying space in the immediate area include Food Lion, Bi-Lo, K-Mart and OfficeMax. The neighborhood also has a reasonable mix of office and general commercial developments. No uses were found which would negatively affect the neighborhood.

Physical features are as follows:

1.  Site Size                  0.86 Acres or 37,462 square feet

2.  Identity                   TMS# 7403-05-05 - Richland County

3.  Shape                      Square- Adequate

4.  Topography                 Generally level - on grade with Broad River Road

5.  Accessibility              Good

6.  Utilities                  Municipal

Physical Description

Building features are as follows:

1.  Size (net)                  6,000 square feet  - Single tenant

2.  Layout & Design             1 story  -  Design is functional

3.  Parking Spaces              Approximately  54
                                 9 spaces per 1,000 SF of building area

4.  Construction                Brick and glass front with concrete block on
                                side and rear. Roof is built up composition.

Market Position and Marketability Conclusions

The subject property is located in a sub-market that is identified as St. Andrews. There are few new shopping centers in this area, with most having been constructed in the 1970's and 1980's. The lack of new construction has created a relatively strong market. The majority of the vacant space is made up of a vacant anchor stores at Dutch Square. Several new freestanding drug stores have been built in the general area during 1996 and 1997.

The St. Andrews sub-market is listed in the 1996 Central Carolina Business Review and Investment Guide as having 2,241,560 square feet of retail space, and an average new lease rate of $12.60 per square foot. The survey reports no retail space planned or under construction. The overall vacancy rate for this sub-market was reported at 11.4%, compared to 9.7% for Columbia overall. It should be noted that the survey does not include freestanding stores the size of the subject, although the survey provides a reasonable indication of the state of the retail market in general.

The subject property is a freestanding building, and would attract a different typical tenant than a traditional shopping center. Businesses occupying freestanding buildings along Broad River Road include bicycle shops, paint stores, gift shops, jewelry stores and automobile parts stores. An inspection of the market revealed no vacant buildings in the size and quality range that the subject property fits into. The subject property is accessible from all areas of northwest Columbia, and is within one mile of the intersection of Interstate #20 and Broad River Road. The general population living in proximity of the subject can be described as middle income, with the majority of the subdivisions being built out.

The subject property is within four miles of the fastest growing retail district in Columbia, the Harbison area. Major tenants occupying space in the Harbison area include Wal-Mart, Dillards, JB Whites, Parisian, Sears, Lowes and Home Depot. A Sam's Club is currently under construction and a 600,000 square foot power center is planned. The subject property does not benefit from the proximity to Harbison, although Broad River Road is a traffic artery which is used to travel to the Harbison area.

In summary, the subject property is considered to be in a desirable sub-market. Visibility from Broad River Road is good, and the property is in average condition. The subject property should continue to operate successfully. The contract rent for the subject property is at the upper end of the range for freestanding buildings along Broad River Road, and is most likely slightly above market.

Trends

The subject property is located in an area of Columbia that has experienced steady growth in recent years. The largest retail development in the sub-market, Dutch Square, is currently undergoing a renovation in an effort to reposition it in the market. The 620,000 square foot mall is attempting to become more of a power center. In recent years, rental rates in the immediate area have remained stable, as Harbison experienced the rapid growth and rising rental rates. The future of Dutch Square will have a significant effect on the sub-market. Positive trends which impact the subject include proximity to Interstate #20 and the increasing traffic counts along Broad River Road.

Upon expiration of the subject lease in September 1998, it is expected that the building will be very marketable based upon the size and location of the structure.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                         SUBJECT        COMPARABLE 1          COMPARABLE 2          COMPARABLE 3
                                         -------        ------------          ------------          ------------
1.  Identification

    a.  Name                     Blockbuster            Eckerds               Moovies               Eckerds
                                 ---------------------  --------------------  --------------------  --------------------
    b.  Street                   2419 Broad River Road  Columbia Ave. @ Old   Augusta Road @ Oak    2200 Augusta Road
                                                        Chapin Road
                                 ---------------------  --------------------  --------------------  --------------------
    c.  City                     Columbia, SC           Lexington, SC         West Columbia, SC     West Columbia, SC
                                 ---------------------  --------------------  --------------------  --------------------
    d.  Distance from subject    N/A                    8 miles               6 miles               5 miles
                                 ---------------------  --------------------  --------------------  --------------------
    e.  Contact                  Edens & Avant          N/A                   N/A                   N/A
                                 ---------------------  --------------------  --------------------  --------------------
    f.  Phone                    (803)779-4420          N/A                   N/A                   N/A
                                 ---------------------  --------------------  --------------------  --------------------
2.  Attributes

    a.  Year built               1988                   1997                  1996                  1997
                                 ---------------------  --------------------  --------------------  --------------------
    b.  Net sq. Ft.              6,000                  10,728                7,700                 13,938
                                 ---------------------  --------------------  --------------------  --------------------
    c. # building                1                      1                     1                     1
                                 ---------------------  --------------------  --------------------  --------------------
    d. #stories                  1                      1                     1                     1
                                 ---------------------  --------------------  --------------------  --------------------
    e. Avg. Floor plate size     N/A                    N/A                   N/A                   N/A
         (sq. Ft.), if office
                                 ---------------------  --------------------  --------------------  --------------------
    f. # elevators               N/A                    N/A                   N/A                   N/A
                                 ---------------------  --------------------  --------------------  --------------------
    g. Parking                   Adequate - 54 Spaces   Adequate - 56 spaces  Adequate - 41 spaces  Adequate - 55 spaces
                                 ---------------------  --------------------  --------------------  --------------------
    h. Construction Type         Brick/Concrete Block   Brick/Concrete Block  Brick/Concrete Block  Brick/Concrete Block
                                 ---------------------  --------------------  --------------------  --------------------
    i.  Vacancy %                0%                     0%                    0%                    0%

                                 ---------------------  --------------------  --------------------  --------------------

                                COMPARABLE 4
                                ------------
1.  Identification

    a.  Name                    Revco
                                --------------------
    b.  Street                  Forest Drive
                                @ Pinehurst
                                --------------------
    c.  City                    Columbia, SC
                                --------------------
    d.  Distance from subject   7  miles
                                --------------------
    e.  Contact                 N/A
                                --------------------
    f.  Phone                   N/A
                                --------------------
2.  Attributes

    a.  Year built              1996
                                --------------------
    b.  Net sq. Ft.             12,608
                                --------------------
    c. # building               1
                                --------------------
    d. #stories                 1
                                --------------------
    e. Avg. Floor plate size    N/A
         (sq. Ft.), if office
                                --------------------
    f. # elevators              N/A
                                --------------------
    g. Parking                  Adequate
                                --------------------
    h. Construction Type        Brick/Concrete Block
                                --------------------
    i.  Vacancy %               0%

                                --------------------

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                        SUBJECT        COMPARABLE 1          COMPARABLE 2          COMPARABLE 3
                                        -------        ------------          ------------          ------------
1.  Rental Rate                  $16.76/SF             $19.77/SF             $12.50/SF             $15.97/SF
                                 --------------------  --------------------  --------------------  --------------------
2.  Lease Type (Gross/Net)       Triple Net            Triple Net            Triple Net            Triple Net
                                 --------------------  --------------------  --------------------  --------------------
3.  Rent Concessions             None - Build to suit  None - Build to suit  None - Build to suit  None - Build to suit
                                 --------------------  --------------------  --------------------  --------------------
4.  Effective Rent               $16.76/SF              $19.77/SF            $12.50 /SF            $15.97/SF
                                 --------------------  --------------------  --------------------  --------------------
5.  TI Allowance                 None                  None                  None                  None
                                 --------------------  --------------------  --------------------  --------------------
6.  Expense Stop                 None                  None                  None                  None
                                 --------------------  --------------------  --------------------  --------------------
7.  Length of Lease Term         10 years              20 years              10 years              20 years
                                 --------------------  --------------------  --------------------  --------------------
8.  Commissions                  5.00% - 7.00%         5.00% - 7.00%         5.00% - 7.00%         5.00% - 7.00%
                                 --------------------  --------------------  --------------------  --------------------
9.  Percentage Rent              None                  N/A                   N/A                   N/A
    (per lease terms)
                                 --------------------  --------------------  --------------------  --------------------
10. Historical Annual            N/A                   N/A                   N/A                   N/A
    Absorption/sq.ft.
                                 --------------------  --------------------  --------------------  --------------------
11. Annual Operating Expense     N/A                   N/A                   N/A                   N/A
psf (Including taxes)
                                 --------------------  --------------------  --------------------  --------------------

C.  RANK RELATIVE TO
       SUBJECT
      (inferior,                 N/A                   Similar               Similar               Similar
        similar, superior)
                                 --------------------  --------------------  --------------------  --------------------

                                 COMPARABLE 4
                                 ------------
1.  Rental Rate                  $13.08/SF
                                 ----------------------
2.  Lease Type (Gross/Net)       Triple Net
                                 ----------------------
3.  Rent Concessions             None - Build to suit
                                 ----------------------
4.  Effective Rent               $13.08/SF
                                 ----------------------
5.  TI Allowance                 None
                                 ----------------------
6.  Expense Stop                 None
                                 ----------------------
7.  Length of Lease Term         20 years
                                 ----------------------
8.  Commissions                  5.00%
                                 ----------------------
9.  Percentage Rent              N/A
    (per lease terms)
                                 ----------------------
10. Historical Annual            N/A
    Absorption/sq.ft.
                                 ----------------------
11. Annual Operating Expense     N/A
psf (Including taxes)
                                 ----------------------

C.  RANK RELATIVE TO
       SUBJECT
      (inferior,                 Similar
        similar, superior)
                                 ----------------------

D. EXPLAIN RANKING/COMMENTS:

All of the rent comparables were build to suit developments. No speculative construction of buildings similar to the subject were found. The comparables are similar to the subject with respect to size, and comparable #2 is occupied by a movie rental operation. The physical characteristics of the buildings are similar, with the exception of a drive through window at the drug store comparables. Comparable #1 required the demolition of a restaurant, which increased the cost of development significantly.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================


                                [GRAPHIC OMITTED]


Name:                                    Eckerds
Location:                                NWC Columbia Avenue and Old Chapin Road
                                         Lexington, SC
Year Built:                              1997
Total Size:                              10,728 SF
Rental Rate:                             $19.77/ SF
Tenant Expenses:                         Triple Net

Remarks:

This freestanding store will have 56 parking spaces, and is situated on 1.177 acres. The rent increases approximately $0.50 every 5 years of the 20 year lease term.

Comparable Rental No. 2
================================================================================


                                [GRAPHIC OMITTED]


Name:                                    Moovies
Location:                                Augusta Road at Oak Drive
                                         West Columbia, SC
Year Built:                              1996
Total Size:                              7,700 SF
Rental Rate:                             $12.50/ SF
Tenant Expenses:                         Triple Net

Remarks:

This freestanding store has 41 parking spaces, and is situated on an outparcel of the Mills Corner Shopping Center. The store was completed in February, 1996 and is leased for a term of approximately 10 years.

Comparable Rental No. 3
================================================================================


                                [GRAPHIC OMITTED]


Name:                                    Eckerds
Location:                                2200 Augusta Road
                                         West Columbia, SC
Year Built:                              1997
Total Size:                              10,938 SF
Rental Rate:                             $15.97/ SF
Tenant Expenses:                         Triple Net

Remarks:

This freestanding store has 55 parking spaces, and is situated on 1.95 acre site which fronts on a road with a traffic count of 32,100 vehicles per day. The store is leased for a term of 20 years. The rental rate increases approximately $0.50 per square foot each 5 years.

Comparable Rental No. 4
================================================================================


                                [GRAPHIC OMITTED]


Name:                                    Revco
Location:                                Forest Drive at Pinehurst Road
                                         Columbia, SC
Year Built:                              1996
Total Size:                              12,608 SF
Rental Rate:                             $13.08/ SF
Tenant Expenses:                         Triple Net

Remarks:

This freestanding store is leased at a level rental rate over the 20 year lease term. The store was completed in 1996 and is in a desirable location for a drug store.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                     SUBJECT            COMPARABLE 1           COMPARABLE 2        COMPARABLE 3  COMPARABLE 4
                                     -------            ------------           ------------        ------------  ------------
1.   Identification

     a.  Name                    Blockbuster Video      Hollywood Video        Eckerds             Revco         Rite Aid
                                 ---------------------  ---------------------  ------------------  ------------  ------------------
     b.  Street Address          2419 Broad River Road  Outparcel of Westwood  1720 Taylor Street  Forest Drive  W Main Street @ N.
                                                        Place                                                    Forest Street
                                 ---------------------  ---------------------  ------------------  ------------  ------------------
     c.  City                    Columbia, SC           Greenwood, SC          Columbia, SC        Columbia, SC  Spartanburg, SC
                                 ---------------------  ---------------------  ------------------  ------------  ------------------
     d.  Distance from Subject   N/A                    74 miles               10 miles            10 miles      90 miles
                                 ---------------------  ---------------------  ------------------  ------------  ------------------
2.  Attributes

     a.  Year Built              1988                   1997                   1996                1996          1996
                                 ---------------------  ---------------------  ------------------  ------------  ------------------
     b.  Net sq. feet            6,000                  6,000                  9,504               12,608        10,752
                                 ---------------------  ---------------------  ------------------  ------------  ------------------
     c.  # Buildings             1                      1                      1                   1             1
                                 ---------------------  ---------------------  ------------------  ------------  ------------------
     e.  Vacancy %               0%                     0%                     0%                  0.0%          0%
                                 ---------------------  ---------------------  ------------------  ------------  ------------------
3.  Sales Information

     a.  Sales Price             N/A                    $1,099,000             $1,835,000          $1,725,000    $1,530,000
                                 ---------------------  ---------------------  ------------------  ------------  ------------------
     b.  Sales Price PSF         N/A                    $183.17                $193.08             $136.82       $142.30
                                 ---------------------  ---------------------  ------------------  ------------  ------------------
     c.  Cap. Rate               N/A                    10.06%                 9.32%               9.36%         9.35%
                                 ---------------------  ---------------------  ------------------  ------------  ------------------
     d.  Date                    N/A                    Current Contract       January 16,1997     July 1, 1996  June 26, 1996
                                 ---------------------  ---------------------  ------------------  ------------  ------------------
     e.  NOI at time of Sale     N/A                    $110,610               $171,104            $161,390      $143,035
                                 ---------------------  ---------------------  ------------------  ------------  ------------------
4.  Rank Relative to Subject     N/A                    Superior               Superior            Superior      Superior
     (inferior, similar,
          superior)
                                 ---------------------  ---------------------  ------------------  ------------  ------------------

Explain Ranking/Comments:
The sales selected are freestanding retail stores occupied by national tenants. Three of the comparables are drug stores while one is a video store. All of the comparables are located in the state of South Carolina, although the market for this type of investment is regional or national in nature. The credit of the tenant is the primary consideration, and the subject property is believed to have a desirable tenant.

Comparable Sale No. 1
================================================================================


                                [GRAPHIC OMITTED]


Name:                       Hollywood Video
Location:                   Outparcel of Westwood Place
                            Greenwood, SC
Grantor:                    Zimmer Development, Inc.
Grantee:                    W.D. Morris
Deed Reference:             N/A
Date:                       Current Contract
Sales Price:                $1,099,000
Adjusted Sales Price:       $1,099,000
Size building               6,000
Sales Price per S.F.:       $183.17
Size Land (Acres):          1.014
Size Land (S.F.):           44,170
Year Built:                 1997
Land/Building Ratio:        7.36 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $112,838
EGIM:                       9.74
Net Operating Income:       $110,610
Overall Rate:               10.06%
Verification:               Public Records and seller
Type of Purchaser:          Private Investor

Comments:
This is an arms length sale of a freestanding video store in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block. The property is located on an outparcel of a community shopping center anchored by a Wal-Mart Supercenter.

Comparable Sale No. 2
================================================================================


                                [GRAPHIC OMITTED]


Name:                       Eckerds
Location:                   1720 Taylor Street, Columbia, SC
Grantor:                    Baker &Baker
Grantee:                    C. Dan Watts
Deed Reference:             N/A
Date:                       January 16, 1997
Sales Price:                $1,835,000
Adjusted Sales Price:       $1,835,000
Size building:              9,504
Sales Price per S.F.:       $193.08
Size Land (Acres):          1.14
Size Land (S.F.):           49,658
Year Built:                 1996
Land/Building Ratio:        5.22 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $174,398
Effective Gross Income:     $174,398
EGIM:                       10.52
Net Operating Income:       $171,104
Overall Rate:               9.32%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
This freestanding store is leased for a 20 year term. The store opened in June, 1996. Developing this site involved demolition of a light industrial building. Location is within 2 miles of the CBD of Columbia.

Comparable Sale No. 3
================================================================================


                                [GRAPHIC OMITTED]


Name:                       Revco Drug Store
Location:                   Forest Drive
                            Columbia, SC
Grantor:                    D.S. Forest Partners
Grantee:                    Lawyers Title of NC, Inc.
Deed Reference:             N/A
Date:                       July 1, 1996
Sales Price:                $1,725,000
Adjusted Sales Price:       $1,725,000
Size building:              12,608
Sales Price per S.F.:       $136.82
Size Land (Acres):          1.04
Size Land (S.F.):           45,302
Year Built:                 1996
Land/Building Ratio:        3.59 to 1
Utilities:                  All Public
Zoning:                     C-3
Financing:                  Cash to Seller
Gross Potential Income:     $164,900
Effective Gross Income:     $164,900
EGIM:                       10.46
Net Operating Income:       $161,390
Overall Rate:               9.36%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
This is a freestanding drug store that is leased for a twenty year term with the lease rate being level throughout the entire term.

Comparable Sale No. 4
================================================================================


                                [GRAPHIC OMITTED]


Name:                       Rite Aid Drug Store
Location:                   W. Main Street and N. Forest Street
                            Spartanburg, SC
Grantor:                    C-3 Investments
Grantee:                    Larry Hatter
Deed Reference:             Book 64K, Page 465
Date:                       June 26,1996
Sales Price:                $1,530,000
Adjusted Sales Price:       $1,530,000
Size building:              10,752
Sales Price per S.F.:       $142.30
Size Land (Acres):          1.7
Size Land (S.F.):           74,052
Year Built:                 1996
Land/Building Ratio:        6.89 to 1
Utilities:                  Municipal
Zoning:                     Commercial
Financing:                  Cash to Seller
Effective Gross Income:     $146,172
EGIM:                       10.47
Net Operating Income:       $143,035
Overall Rate:               9.35%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
The contract for subject was negotiated during the construction of the building. The site was improved with several buildings that were occupied at the time of acquisition. Rent is level over a 20 year term. Property is within 2 miles of the CBD of Spartanburg.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                                [GRAPHIC OMITTED]

                             COMPARABLE RENTALS MAP

                                [GRAPHIC OMITTED]

                              COMPARABLE SALES MAP

                                [GRAPHIC OMITTED]

                                 BUILDING SKETCH

Date: 04/08/97                 EDENS & AVANT, INC.                     Page 134
                             Retail Custom Rent Roll

Property:   BLOCKBUSTER - BROAD RIVER
            2419 BROAD RIVER RAOD
            COLUMBIA, SC
Column Legends:
      Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERY INFORMATION                       LEASE TERM                        RENT INFORMATION
                                                                                             per                  Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin   Base Rent

--------------------------------------------------------------------------------------------------------------------------
BLOCKBUSTER #92511 - BROAD RIVE
BLOCKBUSTER #92511 - BROAD RIVE  668-    10     6,000          10/01/88    09/30/98          14.25   10/01/88    85,500.00
                                                                                             16.76   10/01/93   100,554.96
--------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..        6,000                                Current Annual Base Rent   100,554.96
                              Available.            0
                              Total.....        6,000

------------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over    Brk

------------------------------------------------------------------------------------------------------------------------------------
BLOCKBUSTER #92511 - BROAD RIVE
BLOCKBUSTER #92511 - BROAD RIVE  Full     0    Full      0   Full      0    10/01/98   09/30/03     0.00       0.00       0
                                                                            10/01/03   09/30/08     0.00       0.00       0
------------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY


                                [GRAPHIC OMITTED]

Front of Subject Property


                                [GRAPHIC OMITTED]

Side of Subject Property

                                [GRAPHIC OMITTED]

Rear of Subject Property


                                [GRAPHIC OMITTED]

Side of Subject Property

                                [GRAPHIC OMITTED]

Broad River Road - Looking North


                                [GRAPHIC OMITTED]

Broad River Road - Looking South

                                [GRAPHIC OMITTED]

Briargate Circle - Looking West

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                            FREESTANDING BLOCKBUSTER
                                   VIDEO STORE

                              2525 Decker Boulevard
                    Columbia, Richland County, South Carolina





                                   Prepared by

                           Michael B. Dodds, MAI, CCIM

                       Date of Market Study - May 7, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]



                                                  May 6, 1997


Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:  Market Study
     Freestanding Blockbuster Video Store
     2525 Decker Boulevard
     Columbia, Richland County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data were inspected by Michael B. Dodds, MAI, CCIM on May 7, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a freestanding retail store that contains 6,000 square feet of leasable area. The store was constructed in 1989. The tenant is Blockbuster, whose lease expires June 1, 1999. The store is situated on a 0.87 acre site, and there are approximately 50 parking spaces available.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                       Respectfully submitted,

                                       O. MARSHALL DODDS COMPANY, INC.


                                       /s/ Michael B. Dodds
                                       ------------------------------
                                       Michael B. Dodds, MAI, CCIM
                                       State Certified General
                                       Real Estate Appraiser (CG-543)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as: insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial spheres. The unemployment rate for Richland County as of March, 1997 was 3.7 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject neighborhood is located to the northeast of the central business district of Columbia. No uses were found which would negatively affect the neighborhood. The northeast Columbia region has become a major growth area for single family subdivisions. Homes available in a wide variety of price ranges up to $500,000. Fort Jackson has influenced the housing characteristics in the section of town, with several mobile home parks and low end apartment complexes scattered throughout the region. A positive factor on the appeal of the area is Forest Acres, which has one of the highest household incomes in the metropolitan area. Forest Acres is an older established section which is one of the most desirable areas to live. In general, the subject neighborhood is in an area which is affected by a wide variety of influences, with none of them being detrimental to the subject.

Physical features are as follows:


1.  Site Size                        0.87 Acres or 37,897 square feet

2.  Identity                         TMS# 16907-02-03 Richland County

3.  Shape                            Irregular - Adequate

4.  Topography                       Generally level - on grade with Decker
                                     Boulevard

5.  Accessibility                    Good

6.  Utilities                        Municipal

Physical Description

Building features are as follows:


1.  Size (net)                       6,000 square feet  - Single tenant

2.  Layout & Design                  1 story  -  Design is functional

3.  Parking Spaces                   Approximately 50
                                     8.3 spaces per 1,000 SF of building area

4.  Construction                     Brick and glass front with concrete block
                                     on side and rear. Roof is built up
                                     composition.

Market Position and Marketability Conclusions

The subject property is located in a sub-market that is identified as East Columbia. The demographics of this area are very attractive to most retailers, with Forest Acres having one of the highest household incomes in the Columbia region. Many shopping centers are located in the area, with most having been constructed in the 1970's and 1980's. The largest new retail development is the East Forest Plaza, which is anchored by a Wal-Mart Supercenter. The local shops at this center were 100 percent pre-leased upon completion of construction, and a Sam's Club is also planned to be constructed adjacent to the Wal-Mart. In addition to the shopping centers, several freestanding drug stores have been built in the general area during 1996 and 1997. Shopping centers in the immediate area include Decker Village and High Point on Decker. These centers are experiencing vacancy levels similar to the sub-market.

The East Columbia sub-market is listed in the 1996 Central Carolina Business Review and Investment Guide as having 3,865,752 square feet, and represents 31.3 percent of the total Columbia retail market. The overall vacancy rate for this sub-market was reported at 6.9 percent. The vacancy rate is below the rate for the overall Columbia area of 9.7 percent. It should be noted that the survey does not include freestanding stores the size of the subject, although the survey provides a reasonable indication of the state of the retail market in general.

The subject property would typically attract a different typical tenant than a traditional shopping center due to it being a freestanding building. Businesses occupying freestanding buildings along Decker Boulevard include jewelry stores, paint stores, gift shops, and automobile parts stores. An inspection of the market revealed no vacant buildings the size and quality of the subject property. The subject property is accessible from all areas of northeast Columbia, and is within two miles of the intersection of Interstate #20 and Two Notch Road. The general population living in proximity of the subject can be described as middle income.

The majority of the new construction in the neighborhood has been taking place to the west of the subject and to the south. The Dentsville Square is being renovated to include a Winn Dixie Marketplace, and a Longhorn Steakhouse will be built on an outparcel. Considerable new construction is occurring along Two Notch Road, near Interstate #20, including several lodging facilities and restaurants. This new development will have a positive impact on the subject, even though the subject is 2 to 3 miles away. The development to the south is the previously mentioned East Forest Plaza.

In summary, the subject property is in an older but desirable sub-market. Visibility from Decker Boulevard is good. The property is in average condition and should continue to operate successfully. The contract rent for the subject property is at the upper end of the range for freestanding buildings along Decker Boulevard, but is reasonable.

Trends

The East Columbia sub-market includes Columbia Mall, a 1,200,000 regional mall which was built in 1977. The local stores at the mall are approximately 83 percent occupied. The sub-market includes the high income area of Forest Acres and the rapidly growing Dentsville area, north of Interstate #20. The immediate area surrounding the subject is influenced by Fort Jackson and several lower end housing developments, however it is expected to remain a desirable area. Rental rates should increase slowly but steadily, and occupancy levels should remain stable. Upon expiration of the subject lease on June 1, 1999, it is expected that the building will be marketable based upon the size and location of the structure.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
================================================================================

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                         SUBJECT                COMPARABLE 1                   COMPARABLE 2
                                         -------                ------------                   ------------
1.  Identification

     a.  Name                    Blockbuster                    Eckerds                        Moovies
                                 ------------------------       ------------------------       -------------------------
     b.  Street                  2525 Decker Boulevard          Columbia Ave. @ Old            Augusta Road @ Oak
                                                                Chapin Road
                                 ------------------------       ------------------------       -------------------------
     c.  City                    Columbia, SC                   Lexington, SC                  West Columbia, SC
                                 ------------------------       ------------------------       -------------------------
     d.  Distance from subject   N/A                            8  miles                       6  miles
                                 ------------------------       ------------------------       -------------------------
     e.  Contact                 Edens & Avant                   N/A                             N/A
                                 ------------------------       ------------------------       -------------------------
     f.  Phone                   (803)779-4420                   N/A                            N/A
                                 ------------------------       ------------------------       -------------------------
2.  Attributes

     a.  Year built              1989                           1997                           1996
                                 ------------------------       ------------------------       -------------------------
     b.  Net sq. Ft.             6,000                          10,728                         7,700
                                 ------------------------       ------------------------       -------------------------
     c.  # building              1                              1                              1
                                 ------------------------       ------------------------       -------------------------
     d.  # stories               1                              1                              1
                                 ------------------------       ------------------------       -------------------------
     e.  Avg. Floor plate size   N/A                            N/A                            N/A
         (sq. Ft.), if office
                                 ------------------------       ------------------------       -------------------------
    f.   # elevators             N/A                            N/A                            N/A
                                 ------------------------       ------------------------       -------------------------
    g.   Parking                 Adequate - 50 Spaces           Adequate - 56 spaces           Adequate - 41 spaces
                                 ------------------------       ------------------------       -------------------------
    h.   Construction Type       Brick/Concrete Block           Brick/Concrete Block           Brick/Concrete Block
                                 ------------------------       ------------------------       -------------------------
    I.   Vacancy %               0%                             0%                             0%
                                 ------------------------       ------------------------       -------------------------

                                    COMPARABLE 3                 COMPARABLE 4
                                    ------------                 ------------
1.  Identification

     a.  Name                       Eckerds                      Revco
                                    ----------------------       -----------------------
     b.  Street                     2200 Augusta Road            Forest Drive
                                                                 @Pinehurst
                                    ----------------------       -----------------------
     c.  City                       West Columbia, SC            Columbia, SC
                                    ----------------------       -----------------------
     d.  Distance from subject      5  miles                     7  miles
                                    ----------------------       -----------------------
     e.  Contact                     N/A                           N/A
                                    ----------------------       -----------------------
     f.  Phone                       N/A                          N/A
                                    ----------------------       -----------------------
2.  Attributes

     a.  Year built                 1997                         1996
                                    ----------------------       -----------------------
     b.  Net sq. Ft.                13,938                       12,608
                                    ----------------------       -----------------------
     c.  # building                 1                            1
                                    ----------------------       -----------------------
     d.  # stories                  1                            1
                                    ----------------------       -----------------------
     e.  Avg. Floor plate size      N/A                          N/A
         (sq. Ft.), if office
                                    ----------------------       -----------------------
    f.   # elevators                N/A                          N/A
                                    ----------------------       -----------------------
    g.   Parking                    Adequate - 55 spaces         Adequate
                                    ----------------------       -----------------------
    h.   Construction Type          Brick/Concrete Block         Brick/Concrete Block
                                    ----------------------       -----------------------
    I.   Vacancy %                  0%                           0%
                                    ----------------------       -----------------------

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
================================================================================

B.  RENTAL INFORMATION

                                         SUBJECT                COMPARABLE 1                   COMPARABLE 2
                                         -------                ------------                   ------------
1.  Rental Rate                  $19.96/SF                      $19.77/SF                      $12.50/SF
                                 --------------------------------------------------------------------------------------
2.  Lease Type (Gross/Net)       Triple Net                     Triple Net                     Triple Net
                                 ------------------------       ------------------------       ------------------------
3.  Rent Concessions             None - Build to suit           None - Build to suit           None - Build to suit
                                 ------------------------       ------------------------       ------------------------
4.  Effective Rent               $16.96/SF                       $19.77/SF                     $12.50 /SF
                                 ------------------------       ------------------------       ------------------------
5.  TI Allowance                 None                           None                           None
                                 ------------------------       ------------------------       ------------------------
6.  Expense Stop                 None                           None                           None
                                 ------------------------       ------------------------       ------------------------
7.  Length of Lease Term         15  years                      20 years                       10  years
                                 ------------------------       ------------------------       ------------------------
8.  Commissions                  5.00% - 7.00%                  5.00% - 7.00%                  5.00% - 7.00%
                                 ------------------------       ------------------------       ------------------------
9.  Percentage Rent              None                           N/A                            N/A
      (per lease terms)
                                 ------------------------       ------------------------       ------------------------
10. Historical Annual            N/A                            N/A                            N/A
      Absorption/sq.ft.
                                 ------------------------       ------------------------       ------------------------
11. Annual Operating             N/A                            N/A                            N/A
     Expense psf (Including
     taxes)
                                 ------------------------       ------------------------       ------------------------

C.  RANK RELATIVE TO
         SUBJECT
      (inferior,                 N/A                            Similar                        Similar
        similar, superior)
                                 ------------------------       ------------------------       ------------------------

B.  RENTAL INFORMATION

                                 COMPARABLE 3                   COMPARABLE 4
                                 ------------                   ------------
1.  Rental Rate                  $15.97/SF                      $13.08/SF
                                 ------------------------------------------------------
2.  Lease Type (Gross/Net)       Triple Net                     Triple Net
                                 ------------------------       -----------------------
3.  Rent Concessions             None - Build to suit           None - Build to suit
                                 ------------------------       -----------------------
4.  Effective Rent               $15.97/SF                      $13.08/SF
                                 ------------------------       -----------------------
5.  TI Allowance                 None                           None
                                 ------------------------       -----------------------
6.  Expense Stop                 None                           None
                                 ------------------------       -----------------------
7.  Length of Lease Term         20 years                       20 years
                                 ------------------------       -----------------------
8.  Commissions                  5.00% - 7.00%                  5.00%
                                 ------------------------       -----------------------
9.  Percentage Rent              N/A                            N/A
      (per lease terms)
                                 ------------------------       -----------------------
10. Historical Annual            N/A                            N/A
      Absorption/sq.ft.
                                 ------------------------       -----------------------
11. Annual Operating             N/A                            N/A
     Expense psf (Including
     taxes)
                                 ------------------------       -----------------------

C.  RANK RELATIVE TO
         SUBJECT
      (inferior,                 Similar                        Similar
        similar, superior)
                                 ------------------------       -----------------------

D. EXPLAIN RANKING/COMMENTS:

All of the rent comparables were build to suit developments. No speculative construction of buildings similar to the subject were found. The comparables are similar to the subject with respect to size, and comparable #2 is occupied by a movie rental operation. The physical characteristics of the buildings are similar, with the exception of a drive through window at the drug store comparables. Comparable #1 required the demolition of a restaurant, which increased the cost of development significantly.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================


                               [GRAPHIC OMITTED]


Name:                     Eckerds
Location:                 NWC Columbia Avenue and Old Chapin Road
                          Lexington, SC
Year Built:               1997
Total Size:               10,728 SF
Rental Rate:              $19.77/ SF
Tenant Expenses:          Triple Net

Remarks:

This freestanding store will have 56 parking spaces, and is situated on 1.177 acres. The rent increases approximately $0.50 every 5 years of the 20 year lease term.

Comparable Rental No. 2
================================================================================


                               [GRAPHIC OMITTED]


Name:                      Moovies
Location:                  Augusta Road at Oak Drive
                           West Columbia, SC
Year Built:                1996
Total Size:                7,700 SF
Rental Rate:               $12.50/ SF
Tenant Expenses:           Triple Net

Remarks:

This freestanding store has 41 parking spaces, and is situated on an outparcel of the Mills Corner Shopping Center. The store was completed in February, 1996 and is leased for a term of approximately 10 years.

Comparable Rental No. 3
================================================================================


                               [GRAPHIC OMITTED]


Name:                      Eckerds
Location:                  2200 Augusta Road
                           West Columbia, SC
Year Built:                1997
Total Size:                10,938 SF
Rental Rate:               $15.97/ SF
Tenant Expenses:           Triple Net

Remarks:

This freestanding store has 55 parking spaces, and is situated on 1.95 acre site which fronts on a road with a traffic count of 32,100 vehicles per day. The store is leased for a term of 20 years. The rental rate increases approximately $0.50 per square foot each 5 years.

Comparable Rental No. 4
================================================================================


                               [GRAPHIC OMITTED]


Name:                      Revco
Location:                  Forest Drive at Pinehurst Road
                           Columbia, SC
Year Built:                1996
Total Size:                12,608 SF
Rental Rate:               $13.08/ SF
Tenant Expenses:           Triple Net

Remarks:

This freestanding store is leased at a level rental rate over the 20 year lease term. The store was completed in 1996 and is in a desirable location for a drug store.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE
================================================================================

                                         SUBJECT                COMPARABLE 1                   COMPARABLE 2
                                         -------                ------------                   ------------
1.   Identification
     a.  Name                    Blockbuster Video              Hollywood Video                Eckerds
                                 ------------------------       ------------------------       --------------------------
     b.  Street Address          2525 Decker Boulevard          Outparcel @ Westwood           1720 Taylor Street
                                                                Place
                                 ------------------------       ------------------------       --------------------------
     c.  City                    Columbia, SC                   Greenwood, SC                  Columbia, SC
                                 ------------------------       ------------------------       --------------------------
     d.  Distance from Subject   N/A                             74  miles                     6 miles
                                 ------------------------       ------------------------       --------------------------
2.  Attributes
     a.  Year Built              1989                           1997                           1996
                                 ------------------------       ------------------------       --------------------------
     b.  Net sq. feet            6,000                          6,000                          9,504
                                 ------------------------       ------------------------       --------------------------
     c.  # Buildings             1                              1                              1
                                 ------------------------       ------------------------       --------------------------
     e.  Vacancy %               0%                             0%                             0%
                                 ------------------------       ------------------------       --------------------------
3.  Sales Information
     a.  Sales Price             N/A                            $1,099,000                     $1,835,000
                                 ------------------------       ------------------------       --------------------------
     b.  Sales Price PSF         N/A                            $183.17                        $193.08
                                 ------------------------       ------------------------       --------------------------
     c.  Cap. Rate               N/A                            10.06%                         9.32%
                                 ------------------------       ------------------------       --------------------------
     d.  Date                    N/A                            Current Contract               January 16,1997
                                 ------------------------       ------------------------       --------------------------
     e.  NOI at time of Sale     N/A                            $110,610                       $171,104

                                 ------------------------       ------------------------       --------------------------
     c.  Cap. Rate               N/A                            10.06%                         9.32%
                                 ------------------------       ------------------------       --------------------------
4.  Rank Relative to Subject     N/A                            Superior                       Superior
     (inferior, similar,
          superior)
                                 ------------------------       ------------------------       --------------------------

                                    COMPARABLE 3                 COMPARABLE 4
                                    ------------                 ------------
1.   Identification
     a.  Name                       Revco                        Rite Aid
                                    -----------------------      -----------------------
     b.  Street Address             Forest Drive                 W Main Street @ N.
                                                                 Forest Street
                                    -----------------------      -----------------------
     c.  City                       Columbia, SC                 Spartanburg, SC
                                    -----------------------      -----------------------
     d.  Distance from Subject      5 miles                      90 miles
                                    -----------------------      -----------------------
2.  Attributes
     a.  Year Built                 1996                         1996
                                    -----------------------      -----------------------
     b.  Net sq. feet               12,608                       10,752
                                    -----------------------      -----------------------
     c.  # Buildings                1                            1
                                    -----------------------      -----------------------
     e.  Vacancy %                  0.0%                         0%
                                    -----------------------      -----------------------
3.  Sales Information
     a.  Sales Price                $1,725,000                   $1,530,000
                                    -----------------------      -----------------------
     b.  Sales Price PSF            $136.82                      $142.30
                                    -----------------------      -----------------------
     c.  Cap. Rate                  9.36%                        9.35%
                                    -----------------------      -----------------------
     d.  Date                       July 1, 1996                 June 26, 1996
                                    -----------------------      -----------------------
     e.  NOI at time of Sale        $161,390                     $143,035

                                    -----------------------      -----------------------
     c.  Cap. Rate                  9.36%                        9.35%
                                    -----------------------      -----------------------
4.  Rank Relative to Subject        Superior                     Superior
     (inferior, similar,
          superior)
                                    -----------------------      -----------------------

Explain Ranking/Comments:

The sales selected are freestanding retail stores occupied by national tenants. Three of the comparables are drug stores while one is a video store. All of the comparables are located in the state of South Carolina, although the market for this type of investment is regional or national in nature. The credit of the tenant is the primary consideration, and the subject property is believed to have a desirable tenant. Subject property is located in a desirable sub-market in Columbia.

Comparable Sale No. 1


                               [GRAPHIC OMITTED]


Name:                       Hollywood Video
Location:                   Outparcel of Westwood Place
                            Greenwood, SC
Grantor:                    Zimmer Development, Inc.
Grantee:                    W.D. Morris
Deed Reference:             N/A
Date:                       Current Contract
Sales Price:                $1,099,000
Adjusted Sales Price:       $1,099,000
Size building               6,000
Sales Price per S.F.:       $183.17
Size Land (Acres):          1.014
Size Land (S.F.):           44,170
Year Built:                 1997
Land/Building Ratio:        7.36 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $112,838
EGIM:                       9.74
Net Operating Income:       $110,610
Overall Rate:               10.06%
Verification:               Public Records and seller
Type of Purchaser:          Private Investor

Comments:
This is an arms length sale of a freestanding video store in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block. The property is located on an outparcel of a community shopping center anchored by a Wal-Mart Supercenter.

Comparable Sale No. 2


                               [GRAPHIC OMITTED]


Name:                       Eckerds
Location:                   1720 Taylor Street
                            Columbia, SC
Grantor:                    Baker &Baker
Grantee:                    C. Dan Watts
Deed Reference:             N/A
Date:                       January 16, 1997
Sales Price:                $1,835,000
Adjusted Sales Price:       $1,835,000
Size building:              9,504
Sales Price per S.F.:       $193.08
Size Land (Acres):          1.14
Size Land (S.F.):           49,658
Year Built:                 1996
Land/Building Ratio:        5.22 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $174,398
Effective Gross Income:     $174,398
EGIM:                       10.52
Net Operating Income:       $171,104
Overall Rate:               9.32%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This freestanding store is leased for a 20 year term. The store opened in June, 1996. Developing this site involved demolition of a light industrial building. Location is within 2 miles of the CBD of Columbia.

Comparable Sale No. 3


                               [GRAPHIC OMITTED]


Name:                       Revco Drug Store
Location:                   Forest Drive
                            Columbia, SC
Grantor:                    D.S. Forest Partners
Grantee:                    Lawyers Title of NC, Inc.
Deed Reference:             N/A
Date:                       July 1, 1996
Sales Price:                $1,725,000
Adjusted Sales Price:       $1,725,000
Size building:              12,608
Sales Price per S.F.:       $136.82
Size Land (Acres):          1.04
Size Land (S.F.):           45,302
Year Built:                 1996
Land/Building Ratio:        3.59 to 1
Utilities:                  All Public
Zoning:                     C-3
Financing:                  Cash to Seller
Gross Potential Income:     $164,900
Effective Gross Income:     $164,900
EGIM:                       10.46
Net Operating Income:       $161,390
Overall Rate:               9.36%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a freestanding drug store that is leased for a twenty year term with the lease rate being level throughout the entire term.

Comparable Sale No. 4


                               [GRAPHIC OMITTED]


Name:                       Rite Aid Drug Store
Location:                   W. Main Street and N. Forest Street
                            Spartanburg, SC
Grantor:                    C-3 Investments
Grantee:                    Larry Hatter
Deed Reference:             Book 64K, Page 465
Date:                       June 26,1996
Sales Price:                $1,530,000
Adjusted Sales Price:       $1,530,000
Size building:              10,752
Sales Price per S.F.:       $142.30
Size Land (Acres):          1.7
Size Land (S.F.):           74,052
Year Built:                 1996
Land/Building Ratio:        6.89 to 1
Utilities:                  Municipal
Zoning:                     Commercial
Financing:                  Cash to Seller
Effective Gross Income:     $146,172
EGIM:                       10.47
Net Operating Income:       $143,035
Overall Rate:               9.35%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

The contract for subject was negotiated during the construction of the building. The site was improved with several buildings that were occupied at the time of acquisition. Rent is level over a 20 year term. Property is within 2 miles of the CBD of Spartanburg.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                             Comparable Rental Map


                               [GRAPHIC OMITTED]

                              Comparable Sales Map


                               [GRAPHIC OMITTED]

                                   ---------
                                   Site Plan
                                   ---------


                               [GRAPHIC OMITTED]

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll


Date: 04/08/97                                                          Page 135

Property:  BLOCKBUSTER - DECKER BLVD.
           2525 DECKER BOULEVARD
           COLUMBIA, SC
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
BLOCKBUSTER #92561 - DECKER           669-10    6,000             06/01/89  05/31/04      14.75     06/01/89  88,500.00
                                                                                          16.96     06/01/99 101,760.00
-------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..     6,000                                Current Annual Base Rent    88,500.00
                              Available.         0
                              Total.....     6,000

--------------------------- ------------------------------------------------------------------------------------------------------
                                         REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                              Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of   Amount  Nat
Tenant Name                  Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ               Over  Brk
--------------------------- ------------------------------------------------------------------------------------------------------
BLOCKBUSTER #92561 - DECKER Full      0  Full       0   Full       0       06/01/94    10/31/99 14.75         0.00            0
                                                                           06/01/99    05/31/04 16.96         0.00            0
--------------------------- ------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY




                               [GRAPHIC OMITTED]


Subject Property Looking Southwest




                               [GRAPHIC OMITTED]


Subject Property Looking Northwest

                               [GRAPHIC OMITTED]


Subject Property Looking Southeast




                               [GRAPHIC OMITTED]


Subject Property Looking South

                               [GRAPHIC OMITTED]


Subject Property Looking Southeast




                               [GRAPHIC OMITTED]


Subject Property Looking North

                               [GRAPHIC OMITTED]


Decker Boulevard Looking South

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                                  DREHER PLAZA
                                 SHOPPING CENTER

                                 100 Dreher Road
                 West Columbia, Lexington County, South Carolina




                                   Prepared by

                           Michael B. Dodds, MAI, CCIM

                       Date of Market Study - May 12, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]


                                    May 12, 1997


Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:   Market Study
      Dreher Plaza
      100 Dreher Road
      West Columbia, Lexington County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. The analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data were inspected by Michael B. Dodds, MAI, CCIM on May 12, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of an unanchored shopping center that contains 20,276 square feet of leasable area. The center was constructed in 1989, and the largest tenant is Blockbuster Video, which occupies 6,400 square feet. The center is currently 100 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.


                                    Respectfully submitted,

                                    O. MARSHALL DODDS COMPANY, INC.

                                    /s/ Michael B. Dodds
                                    ------------------------------
                                     Michael B. Dodds, MAI, CCIM
                                    State Certified General
                                    Real Estate Appraiser (CG-543)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as: insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial spheres. The unemployment rate for Lexington County as of March, 1997 was 2.6 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject neighborhood is an established area located in Lexington, South Carolina. The neighborhood is generally the developments along Columbia Avenue, within Lexington. Developments in the immediate area consist of commercial type properties located along the major thoroughfares and residential uses on the secondary streets. The area just east of Lexington has grown considerably in recent years, due primarily to the availability of vacant land. The immediate area surrounding the subject is built up, with little land available for development. A new Eckerd drug store is under construction across Old Chapin Road from the subject. An established restaurant was purchased for $1,300,000 and demolished to create the drug store site. Other new construction in the Lexington area includes several medical clinics and a Wal-Mart Supercenter. The neighborhood around the Wal-Mart has developed rapidly as a result of the construction of the store.

Physical features are as follows:

1.  Site Size                 1.68+ Acres or 73,181 square feet

2.  Identity                  Lexington County TMS# 4627-04-12

3.  Shape                     Rectangular - Adequate

4.  Topography                Generally level, on grade with Dreher Road

5.  Accessibility             Good - Dreher Road and Augusta Road

6.  Utilities                 Municipal

Physical Description

Building features are as follows:

1.  Size (net)                20,276 square feet

2.  Layout & Design           1 story, single building - 9 tenant spaces. Design
                              is functional

3.  Parking Spaces            104 (5.05 spaces per 1,000 SF of building area)

4.  Construction              Brick and glass front with concrete block on
                              side. Roof is built up composition.

Market Position and Marketability Conclusions

The sub-market in which the subject property is located is the Cayce-West Columbia area. According to the 1996 Central Carolina Business Review and Investment Guide, there are approximately 25 shopping centers with approximately 1,500,000 square feet. The available square feet consists of approximately 140,000 square feet with the availability rate being 9.33 percent. There are no shopping centers under construction at this time, although one small center containing 25,000 square feet and a 44,318 square foot neighborhood center anchored by Piggly Wiggly are planned for the overall sub- market. The subject property is currently 100 percent occupied.

The subject property is located on US Hwy #1, just east of its intersection with Interstate #26. The location is convenient to the single family dwellings that are located throughout the neighborhood. The shopping centers in the neighborhood are generally anchored by supermarkets or discount stores. The highest local shop rental rates are achieved at these centers. The rental range for the shops in these centers is from $8.00 to $13.50 per square foot on a triple net basis. The smaller and older centers have rental rates ranging from $6.00 to $10.00 per square foot.

The subject property is an unanchored retail center. The subject would typically attract a different typical tenant than a standard shopping center due to it having no true anchor tenant. The largest tenant is Blockbuster Video, which has eight stores in the Columbia area. In addition to Blockbuster, tenants at the subject include a chiropractor, a dentist office, a mail center, several restaurants, and a finance company. The lower rental rates would attract these office/service tenants that might not be found in the large Wal-Mart Center. In general, the subject property is attractive and should compete well with the smaller shopping centers. Accessibility and location are positive factors affecting the marketability of the subject.

The rental rates charged at the subject range from $10.00 to $12.00 per square foot. These rents are considered reasonable for the market, although the Blockbuster appears to be slightly above market for the location. The subject property has operated at a high occupancy rate, and three of the tenants have occupied their respective spaces since completion of construction in 1989. The location of subject is strategic within the neighborhood and convenient to shoppers throughout the neighborhood.

Trends:

The subject property is located in the west section of the metropolitan area of Columbia. Commercial developments have occurred along US Highway #1 due to the proximity to Interstate #26 and that US Highway #1 leads into the central business district. The future of the subject is expected to include steady increases in rental rates, and stable occupancy rates.

The demand and desirability for the neighborhood has been good. All trends are favorable at this time and this is expected to continue.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                             SUBJECT               COMPARABLE 1                   COMPARABLE 2
                                             -------               ------------                   ------------
1.  Identification
    a.  Name                         Dreher Plaza                  West Side Plaza                Danwood Center
                                     ------------------------      ------------------------       -----------------------
    b.  Street
                                     100 Dreher Road               US #1 @ Dreher Road            US #1 @ Leaphart Rd.
                                     ------------------------      ------------------------       -----------------------
    c.  City                         West Columbia, SC             West Columbia, SC              West Columbia, SC
                                     ------------------------      ------------------------       -----------------------
    d.  Distance from subject        N/A                           0.25 mile                      0.25 mile
                                     ------------------------      ------------------------       -----------------------
    e.  Contact                      Edens & Avant, Inc.           Wyatt Development              ECDC
                                     ------------------------      ------------------------       -----------------------
    f.  Phone                        803-779-4420                  803-649-3975                   803-553-6960
                                     ------------------------      ------------------------       -----------------------
2.  Attributes
    a.  Year built                   1989                          1988                           1987
                                     ------------------------      ------------------------       -----------------------
    b.  Net sq. Ft.                  20,276                        222,703                        54,340
                                     ------------------------      ------------------------       -----------------------
    c.  # building                   1                             1                              1
                                     ------------------------      ------------------------       -----------------------
    d.  # stories                    1                             1                              1
                                     ------------------------      ------------------------       -----------------------
    e.  Avg. Floor plate size (SF),
          if office                  N/A                           N/A                            N/A
                                     ------------------------      ------------------------       -----------------------
    f.  # elevators                  N/A                           N/A                            N/A
                                     ------------------------      ------------------------       -----------------------
    g.  Parking                      Adequate                      Adequate                       Adequate
                                     ------------------------      ------------------------       -----------------------
    h.  Construction Type            Brick/Concrete Block          Brick/Concrete Block           Brick/Concrete Block
                                     ------------------------      ------------------------       -----------------------
    I.  Vacancy %                    0%                            0%                             4%
                                     ------------------------      ------------------------       -----------------------
    j.  Anchors, if Retail           Blockbuster                   Wal-Mart, Bi-Lo                Old America
                                     ------------------------      ------------------------       -----------------------


                                     COMPARABLE 3                  COMPARABLE 4
                                     ------------                  ------------
1.  Identification
    a.  Name                         Three Fountains Plaza         Caroline Square
                                     ------------------------      ------------------------
    b.  Street                       SEQ Platt Springs @           NWQ Platt Springs @
                                     Emanual Church                Emanual Church
                                     ------------------------      ------------------------
    c.  City                         West Columbia, SC             West Columbia, SC
                                     ------------------------      ------------------------
    d.  Distance from subject        5 miles                       5 mile
                                     ------------------------      ------------------------
    e.  Contact                      Edens & Avant                 Bobbie Culbertson
                                     ------------------------      ------------------------
    f.  Phone                        803-779-4420                  803-750-1010
                                     ------------------------      ------------------------
2.  Attributes
    a.  Year built                   1986                          1984
                                     ------------------------      ------------------------
    b.  Net sq. Ft.                  41,450                        40,150
                                     ------------------------      ------------------------
    c.  # building                   1                             1
                                     ------------------------      ------------------------
    d.  # stories                    1                             1
                                     ------------------------      ------------------------
    e.  Avg. Floor plate size (SF),
          if office                  N/A                           N/A
                                     ------------------------      ------------------------
    f.  # elevators                  N/A                           N/A
                                     ------------------------      ------------------------
    g.  Parking                      Adequate                      Adequate
                                     ------------------------      ------------------------
    h.  Construction Type            Brick/Concrete Block          Brick/Concrete Block
                                     ------------------------      ------------------------
    I.  Vacancy %                    4.8%                          0%
                                     ------------------------      ------------------------
    j.  Anchors, if Retail           Food Lion, Revco              Piggly Wiggly
                                     ------------------------      ------------------------

Comments:

The vacancy at comparable #2 is a corner store which has always been difficult to lease. Comparable #3 only has two local shops, and one is vacant.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                              SUBJECT               COMPARABLE 1                   COMPARABLE 2
                                              -------               ------------                   ------------
1.  Asking Rental Rate
    a. Anchor Space                  N/A                            N/A                            N/A
                                     -------------------------      -------------------------      ------------------------
    b. Shop Space                    $7.00 - $12.45                 $8.00 - $13.50                 $6.00 - $8.00
                                     -------------------------      -------------------------      ------------------------
2.  Lease Type (Gross/Net)           Triple Net                     Triple Net                     Triple Net
                                     -------------------------      -------------------------      ------------------------
3.  Rent Concessions                 None                           None                           None
                                     -------------------------      -------------------------      ------------------------
4.  Effective Rent                   $7.00 - $12.45                 $8.00 - $13.50                 $6.00 - $8.00
                                     -------------------------      -------------------------      ------------------------
5.  TI Allowance                     None                           None                           None
                                     -------------------------      -------------------------      ------------------------
6.  Expense Stop                     None                           None                           None
                                     -------------------------      -------------------------      ------------------------
7.  Length of Lease Term             3 - 5 years (shop)             3 - 5 years (shop)             1 -5 years (shop)
                                     -------------------------      -------------------------      ------------------------
8.  Commissions                      5.00% to 7.00%                 5.00% to 7.00%                 5.00% to 7.00%
                                     -------------------------      -------------------------      ------------------------
9.  Percentage Rent
     (per lease terms)
                                     N/A                            Wal-Mart, Bi-Lo                Old America
                                     -------------------------      -------------------------      ------------------------
10.  Historical Annual
       Absorption/sq.ft.             N/A                            N/A                            N/A
                                     -------------------------      -------------------------      ------------------------
11.  Annual Operating Expense
       psf (Including taxes)         N/A                            N/A                            N/A
                                     -------------------------      -------------------------      ------------------------

C.  RANK RELATIVE TO SUBJECT
      (inferior, similar, superior)  N/A                            Superior                       Similar
                                     -------------------------      -------------------------      ------------------------


                                     COMPARABLE 3                  COMPARABLE 4
                                     ------------                  ------------
1.  Asking Rental Rate
    a.  Anchor Space                 N/A                           N/A
                                     -----------------------       -----------------------
    b.  Shop Space                   $7.50                         $7.50 - $9.00
                                     -----------------------       -----------------------
2.  Lease Type (Gross/Net)           Triple Net                    Triple Net
                                     -----------------------       -----------------------
3.  Rent Concessions                 None                          None
                                     -----------------------       -----------------------
4.  Effective Rent                   $7.50                         $7.50 - $9.00
                                     -----------------------       -----------------------
5.  TI Allowance                     None                          None
                                     -----------------------       -----------------------
6.  Expense Stop                     None                          None
                                     -----------------------       -----------------------
7.  Length of Lease Term             3 - 5 years (shop)            3-5 years (shop)
                                     -----------------------       -----------------------
8.  Commissions                      5.00% to 7.00%                5.00% - 7.00%
                                     -----------------------       -----------------------
9.  Percentage Rent
     (per lease terms)
                                     Food Lion, Revco              Piggly Wiggly
                                     -----------------------       -----------------------
10.  Historical Annual
       Absorption/sq.ft.             N/A                           N/A
                                     -----------------------       -----------------------
11.  Annual Operating Expense
       psf (Including taxes)         N/A                           N/A
                                     -----------------------       -----------------------

C.  RANK RELATIVE TO SUBJECT
      (inferior, similar, superior)  Superior                      Superior
                                     -----------------------       -----------------------

D. EXPLAIN RANKING/COMMENTS:

Comparable #1 is much larger than the subject property, but is right across the street from the subject. Comparable #2 is very near the subject also, although is larger. Comparables #3 and #4 are both anchored by supermarkets, but are slightly older than the subject. The subject property's location is considered superior to comparables #3 and #4.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1


                               [GRAPHIC OMITTED]


Name:                         West Side Plaza
Location:                     US Hwy #1 at Dreher Road
                              West Columbia, SC
Year Built:                   1988
Total Size:                   222,703 SF
Vacant Space:                 2,400 SF
Vacancy Rate:                 1.1% overall
Rental Range:                 $8.00 to $13.50/SF
Tenant Expenses:              Triple Net

Remarks:

The anchor tenant is Wal-Mart. Exposure and visibility are good. This center has always had high occupancy rates and was expanded in 1992. Other tenants include Bi-Lo, Cato and Radio Shack.

Comparable Rental No. 2


                               [GRAPHIC OMITTED]


Name:                         Danwood Center
Location:                     US Hwy #1 at Leaphart Road
                              West Columbia, SC
Year Built:                   1987
Total Size:                   54,340 SF
Vacant Space:                 1,050 SF
Vacancy Rate:                 4.0%
Rental Range:                 $6.00 - $8.00 per square foot
Tenant Expenses:              Triple Net

Remarks:

The 1,050 square foot store is located in the corner of the building and has historically been difficult to lease. The original anchor tenant was Bi-Lo, which moved to West Side Plaza. Old America sub-leases the space from Bi-Lo.

Comparable Rental No. 3


                               [GRAPHIC OMITTED]


Name:                         Three Fountains Plaza
Location:                     Southeast corner of Platt Springs Road and
                              Emanual Church West Columbia, SC
Year Built:                   1986
Total Size:                   41,450 SF
Vacant Space:                 2,000 SF
Vacancy Rate:                 4.8%
Rental Rate:                  $7.50 per square foot
Tenant Expenses:              Triple Net

Remarks:

Food Lion and Revco are the anchor tenants. There are two local tenant shops. The property is located near the airport. The asking rate for the 2,000 square foot space is $7.50/SF.

Comparable Rental No. 4


                               [GRAPHIC OMITTED]


Name:                         Caroline Square Shopping Center
Location:                     NEC Platt Springs Road and Emanuel Church Road
                              West Columbia, South Carolina
Year Built:                   1985
Total Size:                   40,155 SF
Vacant Space:                 0 SF
Vacancy Rate:                 0%
Rental Range:                 $7.50 to $9.00
Tenant Expenses:              Triple Net

Remarks:

Piggly Wiggly is the anchor tenant. The lease with Rite-Aid expired and Dollar General moved in within a couple of months. Other tenants include Trio's Salon, Starlite Video, Golden Wok, Subs and Pizza, Coin Laundry, Alternate Tanning, and Becknell Dry Cleaners.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLES

                                         SUBJECT                COMPARABLE 1                   COMPARABLE 2
                                         -------                ------------                   ------------
1.   Identification
     a.  Name                    Dreher Plaza                   Unnamed center                 Pastime Pavilion
                                 ------------------------       ------------------------       --------------------------
     b.  Street Address          100 Dreher Road                Broad River Road@              929 North Lake
                                                                Rushmore
                                 ------------------------       ------------------------       --------------------------
     c.  City                    West Columbia, SC              Columbia, SC                   Lexington, SC
                                 ------------------------       ------------------------       --------------------------
     d.  Distance from Subject   N/A                            6 miles                        3 miles
                                 ------------------------       ------------------------       --------------------------
2.  Attributes
     a.  Year Built              1989                           1986                           1990
                                 ------------------------       ------------------------       --------------------------
     b.  Net sq. feet            20,276                         35,000                         36,903
                                 ------------------------       ------------------------       --------------------------
     c.  # Buildings             1                              1                              1
                                 ------------------------       ------------------------       --------------------------
     d.  # of Stories            1                              1                              1
                                 ------------------------       ------------------------       --------------------------
     e.  Vacancy %               0%                             0.0%                           22%
                                 ------------------------       ------------------------       --------------------------
3.  Sales Information
     a.  Sales Price             N/A                            $1,662,860                     $1,900,000
                                 ------------------------       ------------------------       --------------------------
     b.  Sales Price PSF         N/A                            $47.51                         $51.49
                                 ------------------------       ------------------------       --------------------------
     c.  Cap. Rate               N/A                            10.89%                         10.23%
                                 ------------------------       ------------------------       --------------------------
     d.  Date                    N/A                            May 24,1990                    November 1, 1996
                                 ------------------------       ------------------------       --------------------------
     e.  NOI at time of Sale     N/A                            $181,125                       $194,294
                                 ------------------------       ------------------------       --------------------------
4.  Rank Relative to Subject     N/A                            Inferior                       Superior
    (inferior, similar,
          superior)
                                 ------------------------       ------------------------       --------------------------


                                 COMPARABLE 3                 COMPARABLE 4
                                 ------------                 ------------
1.   Identification
     a.  Name                    River Center                 Murraywood Center
                                 -----------------------      -----------------------
     b.  Street Address          1720 Broad River             7001 St. Andrews
                                 Road                         Road
                                 -----------------------      -----------------------
     c.  City                    Columbia, NC                 Irmo, SC
                                 -----------------------      -----------------------
     d.  Distance from Subject   6 miles                      10 miles
                                 -----------------------      -----------------------
2.  Attributes
     a.  Year Built              1985                         1987
                                 -----------------------      -----------------------
     b.  Net sq. feet            23,421                       35,800
                                 -----------------------      -----------------------
     c.  # Buildings             1                            1
                                 -----------------------      -----------------------
     d.  # of Stories            1                            1
                                 -----------------------      -----------------------
     e.  Vacancy %               0.0%                         5.6%
                                 -----------------------      -----------------------
3.  Sales Information
     a.  Sales Price             $1,605,000                   $2,020,000
                                 -----------------------      -----------------------
     b.  Sales Price PSF         $68.53                       $56.42
                                 -----------------------      -----------------------
     c.  Cap. Rate               10.40%                       10.75%
                                 -----------------------      -----------------------
     d.  Date                    February 14, 1990            November 13, 1995
                                 -----------------------      -----------------------
     e.  NOI at time of Sale     $167,000                     $217,085
                                 -----------------------      -----------------------
4.  Rank Relative to Subject     Inferior                     Superior
    (inferior, similar,
          superior)
                                 -----------------------      -----------------------

Explain Ranking/Comments: The comparable sales are all similar to the subject property with respect to size. Sales #1 and #3 are very similar, due to there being no anchor tenant at these properties. Comparables #2 and #4 are more specialty type centers which are less comparable to the subject. Comparable #2 also has a theater as part of the property.

COMPARABLE IMPROVED SALES

Comparable Sale No. 1


                               [GRAPHIC OMITTED]


TMS:                          6015-02-01
Name:                         Unnamed Center
Location:                     Corner of Broad River Road and Rushmore
                              Columbia, Richland County, SC
Grantor:                      2700 Partnership
Grantee:                      SC National Bank as trustee
Deed Reference:               Book 982, Page 151
Date:                         May 24, 1990
Sales Price:                  $1,572,000
Adjusted Sales Price:         $1,662,860
Size building                 35,000
Sales Price per S.F.:         $47.51
Size Land (Acres):            2.42
Size Land (S.F.):             105,415
Year Built:                   1986
Land/Building Ratio:          3.01 to 1
Utilities:                    All Available
Zoning:                       Commercial
Financing:                    At Market
Effective Gross Income:       $247,275
EGIM:                         6.72
Net Operating Income:         $181,125
Overall Rate:                 10.89%
Verification:                 Public Records
Type of Purchaser:            Private Investor

Comments:

This is an arms length sale of an unanchored strip shopping center in a good commercial area with good accessibility and exposure. Construction is brick veneer/concrete block. The sellers are managing the property. The sales price was adjusted to account for above market financing which was assumed. The average rent was $7.85/SF and the center was 100% occupied.

Comparable Sale No. 2


                               [GRAPHIC OMITTED]


Name:                         Pastime Pavilion
Location:                     929 North Lake Drive
                              Lexington, SC
Grantor:                      Dixie South Land Development Corp.
Grantee:                      Brigham Realty & Investment
Date:                         November 1, 1996
Sales Price:                  $1,852,500
Adjusted Sales Price:         $1,900,000
Size building:                36,903
Sales Price per S.F.:         $51.49
Size Land (Acres):            5.23
Size Land (S.F.):             227,819
Year Built:                   1990
Land/Building Ratio:          6.17 to 1
Utilities:                    All Available
Zoning:                       Commercial
Financing:                    Cash to Seller
Effective Gross Income:       $250,577
EGIM:                         7.58
Net Operating Income:         $194,294
Overall Rate:                 10.23%
Verification:                 Public Records
Type of Purchaser:            Private Investor

Comments:

This is a neighborhood shopping center that was constructed in 1990. The primary tenant is a theater. An expansion of the theater was planned by the buyer. Parking is considered adequate. The occupancy at the time of sale was 22 percent. Adjusted price reflects a rent abatement/"investment" in theater.

Comparable Sale No. 3


                               [GRAPHIC OMITTED]


Name:                         River Center
Location:                     1720 Broad River Road
                              Columbia, Richland County, SC
Grantor:                      AR Partners - 84
Grantee:                      River Center Associates
Date:                         February 14, 1990
Sales Price:                  $1,500,000
Adjusted Sales Price:         $1,605,000
Size building:                23,421
Sales Price per S.F.:         $68.53
Size Land (Acres):            1.37
Size Land (S.F.):             59,677
Year Built:                   1985
Land/Building Ratio:          2.55 to 1
Utilities:                    All Available
Zoning:                       Commercial
Financing:                    Cash to Seller
Effective Gross Income:       $187,089
EGIM:                         8.58
Net Operating Income:         $167,000
Overall Rate:                 10.40%
Verification:                 Public Records
Type of Purchaser:            Private Investor

Comments:

This is a strip shopping center that was constructed in 1985. The primary tenant is a Color Tile. The sales price was adjusted to reflect that there was no commission paid in the sale. The property is located across from Dutch Square Mall and has 8 tenants.

Comparable Sale No. 4


                               [GRAPHIC OMITTED]


TMS:                          2715-2-1
Name:                         Murraywood Center
Location:                     7001 St. Andrews Road
                              Irmo, SC
Grantor:                      LPC of SC, Inc.
Grantee:                      Coldwater Portfolio Investors, LLC
Deed Reference:               Book 3539, Page 84
Date:                         November 13, 1995
Sales Price:                  $2,020,000
Adjusted Sales Price:         $2,020,000
Size building:                35,800
Sales Price per S.F.:         $56.42
Size Land (Acres):            4.092
Size Land (S.F.):             178,248
Year Built:                   1987
Land/Building Ratio:          4.98 to 1
Utilities:                    Municipal
Zoning:                       CG, General Commercial
Financing:                    Cash to Seller
Effective Gross Income:       $290,131
EGIM:                         6.96
Net Operating Income:         $217,085
Overall Rate:                 10.75%
Verification:                 Public Records
Type of Purchaser:            Private Investor

Comments:

New rents on shops range from $10.00 to $11.00 per square foot. The center was originally designed as a specialty center, and has over time attracted more office users. The center has good visibility and is of above average condition.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                                [GRAPHIC OMITTED]

                             Rental Comparables Map

                                [GRAPHIC OMITTED]

                          Improved Sale Comparables Map

                                [GRAPHIC OMITTED]

                                    Site Plan

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 4/8/97                                                            Page 103

Property:  DREHER PLAZA
           100 DREHER ROAD
           WEST COLUMBIA, SC 29169
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined
     CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                   Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------------------
BLOCKBUSTER VIDEO #92578
BLOCKBUSTER VIDEOS INC.          642- 10   6,400               11/01/89   10/31/99        17.25     11/01/89   110,400.00
                                                                                           0.00                      0.00
                                                                                           0.00                      0.00
------------------------------------------------------------------------------------------------------------------------------------
LITTLE CAESAR'S PIZZA #105
CBS FOODS, INC.                  642- 20   1,600               04/01/90   03/31/00         0.00                      0.00
                                                                                           0.00
                                                                                          11.50     04/01/93    18,399.96
                                                                                          12.00     04/01/94    19,200.00
------------------------------------------------------------------------------------------------------------------------------------
TCBY OF WEST COLUMBIA
TCBY OF WEST COLUMBIA, SOLE P    642- 30   1,320               02/01/97   01/31/00        10.00     02/01/97    13,200.00
                                                                                          10.50     02/01/98    13,860.00
                                                                                          11.00     02/01/99    14,520.00
------------------------------------------------------------------------------------------------------------------------------------
WILLIS CHIRO-MED, INC.
WILLIS CHIRO-MED                 642- 40   1,650               02/01/97   01/31/00         9.75     02/01/92    16,087.56
                                                                                          10.25     02/01/97    16,912.56
                                                                                          10.50     02/01/97    17,325.00
------------------------------------------------------------------------------------------------------------------------------------
KIM NAILS
F/K/A THE NEW WAVE, INC.         642- 50   1,320               10/01/94   09/30/99         0.00                      0.00
                                                                                           9.50     10/01/94    12,540.00
                                                                                          10.50     10/01/95    13,860.00


------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS                  PERCENT RENT
                                  Tax   Base    Ins    Base   CAM    Base                          per         Pcnt of   Amount  Nat
Tenant Name                      Recov  Year   Recov   Year  Recov   Year   Begin      End        SF/YR   Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
BLOCKBUSTER VIDEO #92578
BLOCKBUSTER VIDEOS INC.           Full   0     Full     0    Full    0      11/01/94   10/31/99   17.25         5.00    2,208,000  Y
                                                                            11/01/99   10/31/04   19.84         5.00            0  Y
                                                                                                   0.00         5.00            0  Y
------------------------------------------------------------------------------------------------------------------------------------
LITTLE CAESAR'S PIZZA #105
CBS FOODS, INC.                   Full   0     Full     0    Full    0      04/01/95   03/31/00   12.00         0.00            0
                                                                                                   0.00         0.00            0
                                                                                                   0.00         0.00            0
                                                                                                   0.00         0.00            0
------------------------------------------------------------------------------------------------------------------------------------
TCBY OF WEST COLUMBIA
TCBY OF WEST COLUMBIA, SOLE P     Full   0     Full     0    Full    0                             0.00         0.00            0
                                                                                                   0.00         0.00            0
                                                                                                   0.00         0.00            0
------------------------------------------------------------------------------------------------------------------------------------
WILLIS CHIRO-MED, INC.
WILLIS CHIRO-MED                  Full   0     Full     0    Full    0                             0.00         0.00            0
                                                                                                   0.00         0.00            0
                                                                                                   0.00         0.00            0
------------------------------------------------------------------------------------------------------------------------------------
KIM NAILS
F/K/A THE NEW WAVE, INC.          Full   0     Full     0    Full    0      10/01/99   09/30/04    0.00         0.00            0
                                                                                                   0.00         0.00            0
                                                                                                   0.00         0.00            0


                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 4/8/97                                                            Page 104

Property:  DREHER PLAZA
           100 DREHER ROAD
           WEST COLUMBIA, SC 29169
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined
     CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                   Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------------------
KIM NAILS
F/K/A THE NEW WAVE, INC.         642- 50   1,320               10/01/94   09/30/99        11.00     10/01/96    14,520.00
------------------------------------------------------------------------------------------------------------------------------------
FIRST FAMILY FINANCIAL SERVIC
ASSOCIATES CORPORATION OF NOR    642- 60   2,211               07/01/90   06/30/98         9.50     08/01/90    21,004.56
                                                                                           0.00                      0.00
                                                                                          10.50     07/01/95    23,215.56
------------------------------------------------------------------------------------------------------------------------------------
NAIL CENTER USA
DARREL GEORGE                    642- 70   1,320               06/01/96   05/31/99        10.58     01/01/95    13,965.60
                                                                                          11.00     01/01/98    14,520.00
------------------------------------------------------------------------------------------------------------------------------------
FORM YOU 3
JJM ENTERPRISES INC.             642- 80   1,320               08/01/95   07/31/98         0.00                      0.00
                                                                                           0.00                      0.00
                                                                                          10.00     08/01/95    13,200.00
------------------------------------------------------------------------------------------------------------------------------------
DENTALCARE PARTNERS, INC.
F/K/A DENTURE CARE, INC.         642- 90   3,135               06/01/90   05/31/00         0.00                      0.00
                                                                                           0.00                      0.00
                                                                                           0.00                      0.00
                                                                                           9.00     06/01/93    28,215.00
                                                                                           9.80     06/01/95    30,723.00
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS                  PERCENT RENT
                                  Tax   Base    Ins    Base   CAM    Base                          per         Pcnt of   Amount  Nat
Tenant Name                      Recov  Year   Recov   Year  Recov   Year   Begin      End        SF/YR   Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
KIM NAILS
F/K/A THE NEW WAVE, INC.          Full   0     Full     0    Full    0                             0.00         0.00          0
------------------------------------------------------------------------------------------------------------------------------------
FIRST FAMILY FINANCIAL SERVIC
ASSOCIATES CORPORATION OF NOR     Full   0     Full     0    Full    0      07/01/95   06/30/98    0.00         0.00          0
                                                                                                   0.00         0.00          0
                                                                                                   0.00         0.00          0
------------------------------------------------------------------------------------------------------------------------------------
NAIL CENTER USA
DARREL GEORGE                     Full   0     Full     0    Full    0                             0.00         5.00    279,300  Y
                                                                                                   0.00         5.00    290,400  Y
------------------------------------------------------------------------------------------------------------------------------------
FORM YOU 3
JJM ENTERPRISES INC.              Full   0     Full     0    Full    0      08/01/98   07/31/01   10.50         0.00          0
                                                                                                   0.00         0.00          0
                                                                                                   0.00         0.00          0
------------------------------------------------------------------------------------------------------------------------------------
DENTALCARE PARTNERS, INC.
F/K/A DENTURE CARE, INC.          Full   0     Full     0    Full    0      06/01/95   05/31/00    9.80         0.00          0
                                                                            06/01/00   05/31/05   11.25         0.00          0
                                                                                                   0.00         0.00          0
                                                                                                   0.00         0.00          0
                                                                                                   0.00         0.00          0
------------------------------------------------------------------------------------------------------------------------------------
               Square Feet: Occupied..    20,276                                  Current Annual Base Rent     255,749.16
                            Available.         0
                            Total.....    20,276

PHOTOGRAPHS OF SUBJECT PROPERTY


                                [GRAPHIC OMITTED]

Subject Property - Looking Southeast



                                [GRAPHIC OMITTED]

Subject Property - Looking Northwest

                                [GRAPHIC OMITTED]

Subject Property - Looking North



                                [GRAPHIC OMITTED]

Parking Lot - Looking Northwest

                                [GRAPHIC OMITTED]

Dreher Road - Looking North



                                [GRAPHIC OMITTED]

Dreher Road - Looking South

                                [GRAPHIC OMITTED]

Augusta Road - Looking East


                                [GRAPHIC OMITTED]

Augusta Road - Looking West

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                                  FOREST DRIVE
                                SHOPPING CENTER

                              1551 Sunnyside Lane
                    Columbia, Richland County, South Carolina

                                  Prepared by

                          Michael B. Dodds, MAI, CCIM

                      Date of Market Study - May 15, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]

                                            May 15, 1997


Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:  Market Study
     Forest Drive Shopping Center
     1551 Sunnyside Drive
     Columbia, Richland County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. The analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data were inspected by Michael B. Dodds, MAI, CCIM on May 15, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of an unanchored shopping center that contains 16,399 square feet of leasable area. The center was constructed in 1988, and the largest tenant is Blockbuster Video, which occupies 6,528 square feet. The center is currently 85.1 percent occupied, with one 2,437 square foot space available.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                     Respectfully submitted,

                                     O. MARSHALL DODDS COMPANY, INC.


                                     /s/ Michael B. Dodds
                                     ---------------------------
                                     Michael B. Dodds, MAI, CCIM
                                     State Certified General
                                     Real Estate Appraiser (CG-543)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as: insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial markets.

The unemployment rate for Richland County as of March, 1997 was 3.7 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject neighborhood is within one of the most desirable sections of Columbia. The Forest Acres area has a very high average household income, and is attractive on both a residential and commercial level. Recent construction within two miles of the subject property includes the Forest Pines Retirement Residence, a 115 unit apartment community for the elderly. Other developments currently under construction includes a full service car wash and an assisted living facility. A second assisted living facility is proposed for Trenholm Road, east of the subject. The largest development in the immediate area is the Richland Fashion Mall, a 780,000 square foot regional mall. Forest Drive is a heavily traveled thoroughfare, and provides good exposure for the subject. The neighborhood is built up, and future development may require the demolition of existing structures to create a developable site. In general, the area is growing, and this positive growth should continue in the near future.

Physical features are as follows:

1.  Site Size                      1.50+/- Acres or 65,340 square feet
2.  Identity                       Richland County TMS# 13904-06-02 and 03
3.  Shape                          Rectangular - Adequate
4.  Topography                     Generally level, on grade of Forest and
                                   Sunnyside
5.  Accessibility                  Good - Forest Dr. and Sunnyside
6.  Utilities                      Municipal

Physical Description

Building features are as follows:

1.  Size (net)                    16,399 square feet
2.  Layout & Design               1 story, single building - 4 tenant spaces.
                                  Design is functional
3.  Parking Spaces                N/A - Appears adequate
4.  Construction                  Brick and glass front with concrete block on
                                  side. Roof is built up composition.

Market Position and Marketability Conclusions

The sub-market in which the subject property is located is the East Columbia sub-market, which is the largest sub-market with respect to total square footage. The East Columbia sub-market is listed in the 1996 Central Carolina Business Review and Investment Guide as having 3,865,752 square feet, and represents 31.3% of the total Columbia retail market. The survey reports no retail space planned or under construction in the immediate subject area. The overall vacancy rate for this sub-market was reported at 6.9%.

The second largest retail development in the sub-market is located just east of the subject property. The 780,000 square foot Richland Fashion Mall was built in 1988, and approximately 160 tenants. The mall experienced leasing difficulties in the early 1990's and lost several of its anchor tenants. An effort to reposition the mall in the retail marketplace has increased the occupancy steadily during the period between 1995 and the date of this analysis. Current anchor tenants include Parisian, JB Whites and Dillard's. The reported vacancy rate is less than 10 percent. This mall is a major influence on the retail market in the neighborhood, and has been a factor contributing to much of the smaller retail and commercial developments.

The subject property is located on Forest Drive, just west of its intersection with Belt Line Boulevard. The location is convenient to the single family dwellings that are located throughout the neighborhood, as well as commuters to employment areas. The unanchored center would typically attract a different typical tenant than a standard shopping center due to it having no true anchor tenant. The largest tenant is Blockbuster Video, which has eight stores in the Columbia area. The tenant mix is considered to be average and the parking provided is adequate. According to the above mentioned survey, the subject property has rental rates in the middle of the range for the sub-market. In general, the subject property is attractive and competes well with the smaller shopping centers.

There are a variety of types of retail properties in the neighborhood, including many unanchored strip centers similar to the subject. The Providence Hospital is located approximately one mile west of the subject. As a result, a large portion of the retail shops in proximity to the hospital have office/service related tenants such as medical supply companies.

The rental rates charged at the subject range from$5.30 to $14.25 per square foot. These rents, for the respective spaces, are considered reasonable for the East Columbia sub-market. The subject property is configured on the site in a manner that limits the visibility of the shops to only westbound traffic. The property is somewhat affected by the absence of a traffic signal at the intersection of Forest Drive and Sunnyside Lane. Access from Sunnyside Lane to the westbound lane of Forest Drive is difficult, although this is the case with many commercial developments along Forest Drive. On the date of inspection, there was one space available that contains 2,437 square feet. This is considered to be indicative of average market conditions in the neighborhood.

Trends

The subject property is located on Forest Drive in the east section of the metropolitan area of Columbia. There has been little new retail development in the immediate area in recent years, and the largest retail center experienced difficulties in the early 1990's. The Richland Fashion Mall has rebounded from its problems, and appears to be operating successfully. The traffic count along Forest Drive and the attractive demographics of the surrounding neighborhoods make the immediate area appealing to a wide variety of retailers, and this trend is expected to continue. The vacancy rate for the sub-market is below the city average, and rental rates have remained stable during 1995 and 1996, with possibly a small increase in the more established centers. This is expected to remain the same in the near future for the overall market. In general, the subject property is in a good position in the marketplace, and should continue to operate successfully.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

================================================================================

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION
                                             SUBJECT        COMPARABLE 1          COMPARABLE 2
                                             -------        ------------          ------------
1.  Identification
    a.  Name                          Forest Drive Center   Rosewood Extension    Dreher Plaza
                                      --------------------  --------------------  --------------------
    b.  Street                        1551 Sunnyside Drive  4450 Rosewood Drive   100 Dreher Road
                                      --------------------  --------------------  --------------------
    c.  City                          Columbia, SC          Columbia, SC          West Columbia, SC
                                      --------------------  --------------------  --------------------
    d.  Distance from subject         N/A                   5  miles              8 miles
                                      --------------------  --------------------  --------------------
    e.  Contact                       Edens & Avant, Inc.   Edens & Avant, Inc.   Edens & Avant, Inc.
                                      --------------------  --------------------  --------------------
    f.  Phone                         803-779-4420          803-779-4420          803-779-4420
                                      --------------------  --------------------  --------------------
2.  Attributes
    a.  Year built                    1988                  1989                  1989
                                      --------------------  --------------------  --------------------
    b.  Net sq. Ft.                   16,399                13,188                20,276
                                      --------------------  --------------------  --------------------
    c. # building                     2                     2                     1
                                      --------------------  --------------------  --------------------
    d. #stories                       1                     1                     1
                                      --------------------  --------------------  --------------------
    e. Avg. Floor plate size (SF),
            if office                 N/A                   N/A                   N/A
                                      --------------------  --------------------  --------------------
    f. # elevators                    N/A                   N/A                   N/A
                                      --------------------  --------------------  --------------------
    g. Parking                        Adequate              Adequate              Adequate
                                      --------------------  --------------------  --------------------
    h. Construction Type              Brick/Concrete Block  Brick/Concrete Block  Brick/Concrete Block
                                      --------------------  --------------------  --------------------
    I. Vacancy %                      14.9% overall         12.3%                 0%
                                      --------------------  --------------------  --------------------
    j. Anchors, if Retail             Blockbuster           Blockbuster           Blockbuster
                                      --------------------  --------------------  --------------------


I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION
                                      COMPARABLE 3          COMPARABLE 4
                                      ------------          ------------
1.  Identification
    a.  Name                          The Forum             Shoppes at 4600
                                      --------------------  --------------------
    b.  Street                        2818 Devine Street    4600 Forest Drive
                                      --------------------  --------------------
    c.  City                           Columbia, SC          Columbia, SC
                                      --------------------  --------------------
    d.  Distance from subject         3 miles               4 miles
                                      --------------------  --------------------
    e.  Contact                       Edens & Avant         Walter Taylor
                                      --------------------  --------------------
    f.  Phone                         803-779-4420          803-256-1050
                                      --------------------  --------------------
2.  Attributes
    a.  Year built                    1987                  1977
                                      --------------------  --------------------
    b.  Net sq. Ft.                   19,570                16,060
                                      --------------------  --------------------
    c. # building                     1                     1
                                      --------------------  --------------------
    d. #stories                       1                     1
                                      --------------------  --------------------
    e. Avg. Floor plate size (SF),
            if office                 N/A                   N/A
                                      --------------------  --------------------
    f. # elevators                    N/A                   N/A
                                      --------------------  --------------------
    g. Parking                        Adequate              Adequate
                                      --------------------  --------------------
    h. Construction Type              Brick/Concrete Block  Brick/Concrete Block
                                      --------------------  --------------------
    I. Vacancy %                      0%                    0%
                                      --------------------  --------------------
    j. Anchors, if Retail             Storehouse            None
                                      --------------------  --------------------

Comments:

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
================================================================================

B.  RENTAL INFORMATION
                                             SUBJECT              COMPARABLE 1                COMPARABLE 2
                                             -------              ------------                ------------
1.  Asking Rental Rate
     a.  Anchor Space                 N/A                         N/A                         N/A
                                      -----------------------     -----------------------     ----------------------
     b.  Shop Space                   $5.30 - $14.25/SF           $13.00 - $15.00/SF          $7.00 - $12.45/SF
                                      -----------------------     -----------------------     ----------------------
2.  Lease Type (Gross/Net)            Triple Net                  Triple Net                  Triple Net
                                      -----------------------     -----------------------     ----------------------
3.  Rent Concessions                  None                        None                        None
                                      -----------------------     -----------------------     ----------------------
4.  Effective Rent                    $5.30 - $14.25/SF           $13.00 - $15.00/SF          $7.00 - $12.45/SF
                                      -----------------------     -----------------------     ----------------------
5.  TI Allowance                      None                        None                        None
                                      -----------------------     -----------------------     ----------------------
6.  Expense Stop                      None                        None                        None
                                      -----------------------     -----------------------     ----------------------
7.  Length of Lease Term              3 - 5 years                 3 - 5 years                 3 - 5 years
                                      -----------------------     -----------------------     ----------------------
8.  Commissions                       5.00% to 7.00%              5.00% to 7.00%              5.00% to 7.00%
                                      -----------------------     -----------------------     ----------------------
9.  Percentage Rent
     (per lease terms)                Blockbuster Video           Blockbuster Video           N/A
                                      -----------------------     -----------------------     ----------------------
10. Historical Annual
     Absorption/sq.ft.                N/A                         N/A                         N/A
                                      -----------------------     -----------------------     ----------------------
11. Annual Operating Expense
     psf (Including taxes)            N/A                         N/A                         N/A
                                      -----------------------     -----------------------     ----------------------

C.  RANK RELATIVE TO
     SUBJECT
     (inferior, similar, superior)    N/A                         Similar                     Similar
                                      -----------------------     -----------------------     ----------------------


B.  RENTAL INFORMATION
                                      COMPARABLE 3        COMPARABLE 4
                                      ------------        ------------
1.  Asking Rental Rate
     a.  Anchor Space                 N/A                 N/A
                                      ------------------  --------------------
     b.  Shop Space                   $12.00 - $13.00/SF  $8.00 - $12.00 /SF
                                      ------------------  --------------------
2.  Lease Type (Gross/Net)            Triple Net          Triple Net
                                      ------------------  --------------------
3.  Rent Concessions                  None                None
                                      ------------------  --------------------
4.  Effective Rent                    $12.00 - $13.00/SF  $8.00 - $12.00 /SF
                                      ------------------  --------------------
5.  TI Allowance                      None                None
                                      ------------------  --------------------
6.  Expense Stop                      None                None
                                      ------------------  --------------------
7.  Length of Lease Term              3 - 5 years         1 - 3 years
                                      ------------------  --------------------
8.  Commissions                       5.00% to 7.00%      5.00% - 7.00%
                                      ------------------  --------------------
9.  Percentage Rent
     (per lease terms)                N/A                  N/A
                                      ------------------  --------------------
10. Historical Annual
     Absorption/sq.ft.                N/A                 N/A
                                      ------------------  --------------------
11. Annual Operating Expense
     psf (Including taxes)            N/A                 N/A
                                      ------------------  --------------------

C.  RANK RELATIVE TO
     SUBJECT
     (inferior, similar, superior)    Similar             Similar
                                      ------------------  --------------------

D. EXPLAIN RANKING/COMMENTS:

Comparable #1 is very similar to the subject property physically, although is achieving rental rates higher than the subject. Comparable #1 has one vacant store, reflecting a vacancy rate of 12.3%. Comparable #2 is very similar to the subject also, and has a Blockbuster Video as the largest tenant. Comparables #2, #3 and #4 are unanchored strip centers and are considered very comparable to the subject. All three are 100% occupied.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1


                               [GRAPHIC OMITTED]


Name:                               Rosewood Extension
Location:                           4450 Rosewood Drive
                                    Columbia, SC
Year Built:                         1989
Total Size:                         13,188 SF
Vacant Space:                       1,625+/- SF
Vacancy Rate:                       12.3 %
Rental Range:                       $13.00 - $15.00/SF
Tenant Expenses:                    Triple Net

Remarks:

Exposure and visibility are good. There are four tenants with Blockbuster Video occupying 6,400 square feet in a single building. The center is attractive and of good quality construction.

Comparable Rental No. 2


                               [GRAPHIC OMITTED]


Name:                               Dreher Plaza
Location:                           100 Dreher Road
                                    West Columbia, SC
Year Built:                         1989
Total Size:                         20,276 SF
Vacant Space:                       0 SF
Vacancy Rate:                       0%
Rental Range:                       $7.00 - $12.45 per square foot
Tenant Expenses:                    Triple Net

Remarks:

A 6,400 square foot Blockbuster Video is the largest tenant in this center. It is located adjacent to a Wal-Mart Shopping Center at a heavily traveled intersection.

Comparable Rental No. 3


                               [GRAPHIC OMITTED]


Name:                               The Forum
Location:                           2818 Devine Street
                                    Columbia, SC
Year Built:                         1987
Total Size:                         19,570 SF
Vacant Space:                       0 SF
Vacancy Rate:                       0%
Rental Rate:                        $12.00 - $13.00  per square foot
Tenant Expenses:                    Triple Net

Remarks:

There are ten local tenant shops. The property is located on Devine Street near the Shandon neighborhood, a popular downtown residential area. The largest tenants are Storehouse and Round Robin.

Comparable Rental No. 4


                               [GRAPHIC OMITTED]


Name:                               Shoppes at 4600
Location:                           4600 Forest Drive
                                    Columbia, South Carolina
Year Built:                         1977
Total Size:                         16,060 SF
Vacant Space:                        0 SF
Vacancy Rate:                        0%
Rental Range:                       $8.00 to $12.00
Tenant Expenses:                    Triple Net
Remarks:

This unanchored retail center has 6 tenant spaces and is 100 percent occupied. The center has historically maintained a high occupancy level.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLES
================================================================================

                                         SUBJECT             COMPARABLE 1                COMPARABLE 2
                                         -------             ------------                ------------
1.   Identification
     a.  Name                    Forest Drive Center         Unnamed center              Pastime Pavilion
                                 ------------------------    ------------------------    --------------------------
     b.  Street Address          1551 Sunnyside Lane         Broad River Road@           929 North Lake
                                                             Rushmore
                                 ------------------------    ------------------------    --------------------------
     c.  City                    Columbia, SC                Columbia, SC                Lexington, SC
                                 ------------------------    ------------------------    --------------------------
     d.  Distance from Subject   N/A                         8 miles                     13 miles
                                 ------------------------    ------------------------    --------------------------
2.   Attributes
     a.  Year Built              1988                        1986                        1990
                                 ------------------------    ------------------------    --------------------------
     b.  Net sq. feet            16,399                      35,000                      36,903
                                 ------------------------    ------------------------    --------------------------
     c. # Buildings              1                           1                           1
                                 ------------------------    ------------------------    --------------------------
     d. # of Stories             1                           1                           1
                                 ------------------------    ------------------------    --------------------------
     e. Vacancy %                14.86%                      0.0%                        22%
                                 ------------------------    ------------------------    --------------------------
3.   Sales Information
     a.  Sales Price             N/A                         $1,662,860                  $1,900,000
                                 ------------------------    ------------------------    --------------------------
     b.  Sales Price PSF         N/A                         $47.51                      $51.49
                                 ------------------------    ------------------------    --------------------------
     c. Cap. Rate                N/A                         10.89%                      10.23%
                                 ------------------------    ------------------------    --------------------------
     d. Date                     N/A                         May 24,1990                 November 1, 1996
                                 ------------------------    ------------------------    --------------------------
     e.  NOI at time of Sale     N/A                         $181,125                    $194,294

                                 ------------------------    ------------------------    --------------------------
4.  Rank Relative to Subject     N/A                         Inferior                    Superior
(inferior, similar,
          superior)
                                 ------------------------    ------------------------    --------------------------


                                 COMPARABLE 3             COMPARABLE 4
                                 ------------             ------------
1.   Identification
     a.  Name                    River Center             Murraywood Center
                                 ----------------------   ----------------------
     b.  Street Address          1720 Broad River Road    7001 St. Andrews Road

                                 ----------------------   ----------------------
     c.  City                    Columbia, NC             Irmo, SC
                                 ----------------------   ----------------------
     d.  Distance from Subject   7 miles                  2miles
                                 ----------------------   ----------------------
2.   Attributes
     a.  Year Built              1985                     1987
                                 ----------------------   ----------------------
     b.  Net sq. feet            23,421                   35,800
                                 ----------------------   ----------------------
     c. # Buildings              1                        1
                                 ----------------------   ----------------------
     d. # of Stories             1                        1
                                 ----------------------   ----------------------
     e. Vacancy %                0.0%                     5.6%
                                 ----------------------   ----------------------
3.   Sales Information
     a.  Sales Price             $1,605,000               $2,020,000
                                 ----------------------   ----------------------
     b.  Sales Price PSF         $68.53                   $56.42
                                 ----------------------   ----------------------
     c. Cap. Rate                10.40%                   10.75%
                                 ----------------------   ----------------------
     d. Date                     February 14, 1990        November 13, 1995
                                 ----------------------   ----------------------
     e.  NOI at time of Sale     $167,000                 $217,085

                                 ----------------------   ----------------------
4.  Rank Relative to Subject     Inferior                 Superior
(inferior, similar,
          superior)
                                 ----------------------   ----------------------


Explain Ranking/Comments: The comparable sales are all larger than the subject property with respect to size. Sales #1 and #3 are very similar, due to there being no anchor tenant at these properties. Comparables #2 and #4 are more specialty type centers which are less comparable to the subject. Comparable #2 also has a theater as part of the property.

COMPARABLE IMPROVED SALES

Comparable Sale No. 1


                               [GRAPHIC OMITTED]


TMS:                       6015-02-01
Name:                      Unnamed Center
Location:                  Corner of Broad River Road and Rushmore
                           Columbia, Richland County, SC
Grantor:                   2700 Partnership
Grantee:                   SC National Bank as trustee
Deed Reference:            Book 982, Page 151
Date:                      May 24, 1990
Sales Price:               $1,572,000
Adjusted Sales Price:      $1,662,860
Size building              35,000
Sales Price per S.F.:      $47.51
Size Land (Acres):         2.42
Size Land (S.F.):          105,415
Year Built:                1986
Land/Building Ratio:       3.01 to 1
Utilities:                 All Available
Zoning:                    Commercial
Financing:                 At Market
Effective Gross Income:    $247,275
EGIM:                      6.72
Net Operating Income:      $181,125
Overall Rate:              10.89%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:

This is an arms length sale of an unanchored strip shopping center in a good commercial area with good accessibility and exposure. Construction is brick veneer/concrete block. The sellers are managing the property. The sales price was adjusted to account for above market financing which was assumed. The average rent was $7.85/SF and the center was 100 % occupied.

Comparable Sale No. 2


                               [GRAPHIC OMITTED]


Name:                      Pastime Pavilion
Location:                  929 North Lake Drive
                           Lexington, SC
Grantor:                   Dixie South Land Development Corp.
Grantee:                   Brigham Realty & Investment
Date:                      November 1, 1996
Sales Price:               $1,852,500
Adjusted Sales Price:      $1,900,000
Size building:             36,903
Sales Price per S.F.:      $51.49
Size Land (Acres):         5.23
Size Land (S.F.):          227,819
Year Built:                1990
Land/Building Ratio:       6.17 to 1
Utilities:                 All Available
Zoning:                    Commercial
Financing:                 Cash to Seller
Effective Gross Income:    $250,577
EGIM:                      7.58
Net Operating Income:      $194,294
Overall Rate:              10.23%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:

This is a neighborhood shopping center that was constructed in 1990. The primary tenant is a theater. An expansion of the theater was planned by the buyer. Parking is considered adequate. The occupancy at the time of sale was 22 percent. Adjusted price reflects a rent abatement/"investment" in theater.

Comparable Sale No. 3


                               [GRAPHIC OMITTED]


Name:                      River Center
Location:                  1720 Broad River Road
                           Columbia, Richland County, SC
Grantor:                   AR Partners - 84
Grantee:                   River Center Associates
Date:                      February 14, 1990
Sales Price:               $1,500,000
Adjusted Sales Price:      $1,605,000
Size building:             23,421
Sales Price per S.F.:      $68.53
Size Land (Acres):         1.37
Size Land (S.F.):          59,677
Year Built:                1985
Land/Building Ratio:       2.55 to 1
Utilities:                 All Available
Zoning:                    Commercial
Financing:                 Cash to Seller
Effective Gross Income:    $187,089
EGIM:                      8.58
Net Operating Income:      $167,000
Overall Rate:              10.40%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:

This is a strip shopping center that was constructed in 1985. The primary tenant is a Color Tile. The sales price was adjusted to reflect that there was no commission paid in the sale. The property is located across from Dutch Square Mall and has 8 tenants.

Comparable Sale No. 4


                               [GRAPHIC OMITTED]


TMS:                       2715-2-1
Name:                      Murraywood Center
Location:                  7001 St. Andrews Road
                           Irmo, SC
Grantor:                   LPC of SC, Inc.
Grantee:                   Coldwater Portfolio Investors, LLC
Deed Reference:            Book 3539, Page 84
Date:                      November 13, 1995
Sales Price:               $2,020,000
Adjusted Sales Price:      $2,020,000
Size building:             35,800
Sales Price per S.F.:      $56.42
Size Land (Acres):         4.092
Size Land (S.F.):          178,248
Year Built:                1987
Land/Building Ratio:       4.98 to 1
Utilities:                 Municipal
Zoning:                    CG, General Commercial
Financing:                 Cash to Seller
Effective Gross Income:    $290,131
EGIM:                      6.96
Net Operating Income:      $217,085
Overall Rate:              10.75%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:

New rents on shops range from $10.00 to $11.00 per square foot. The center was originally designed as a specialty center, and has over time attracted more office users. The center has good visibility and is of above average condition.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                                [GRAPHIC OMITTED]

                            MAP OF RENTAL COMPARABLES

                                [GRAPHIC OMITTED]

                        MAP OF IMPROVED SALE COMPARABLES

                               [GRAPHIC OMITTED]

                                   Site Plan

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 28

Property:  FOREST DRIVE SHOPPING CENTER
           1551 SUNNYSIDE DRIVE
           COLUMBIA, SC 29202-0000
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
BLOCKBUSTER VIDEO #92512
BLOCKBUSTER VIDEOS, INC.          613-10    6,528             10/01/93  09/30/98           14.25    11/01/88    93,024.00
                                                                                            0.00                     0.00
                                                                                            0.00                     0.00
-------------------------------------------------------------------------------------------------------------------------
Available                         613-20    2,437                                           0.00                     0.00
-------------------------------------------------------------------------------------------------------------------------
MAYFIELDS INC.
SNIPPERS MAYFIELDS, INC.          613-30    2,434             07/01/96  06/30/99            4.82    06/01/91    11,722.92
                                                                                            8.02    01/01/94    19,522.92
-------------------------------------------------------------------------------------------------------------------------
CARPET ONE DESIGN CENTERS INC
WAYNE KIRBY                       613-50    5,000             04/01/95  03/31/00            5.30    04/01/95    26,500.08
-------------------------------------------------------------------------------------------------------------------------
                Square Feet: Occupied..    13,962                                  Current Annual Base Rent    139,047.00
                             Available.     2,437
                             Total.....    16,399


------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION             REIMBURSEMENTS                         RENEWAL OPTIONS           PERCENT RENT
                                 Tax   Base    Ins    Base     CAM   Base                          per        Pcnt of   Amount  Nat
Tenant Name                     Recov  Year   Recov   Year    Recov  Year     Begin       End     SF/YR  Typ              Over  Brk
-----------------------------------------------------------------------------------------------------------------------------------
BLOCKBUSTER VIDEO #92512
BLOCKBUSTER VIDEOS, INC.         Full     0    Full      0     Full      0  10/01/93   09/30/98   14.25        0.00         0
                                                                            10/01/98   09/30/03   16.39        0.00         0
                                                                                                   0.00        0.00         0
-----------------------------------------------------------------------------------------------------------------------------------
Available                                 0              0               0                         0.00        0.00         0
-----------------------------------------------------------------------------------------------------------------------------------
MAYFIELDS INC.
SNIPPERS MAYFIELDS, INC.         Full     0    Full      0     Full      0                         0.00        0.00         0
                                                                                                   0.00        0.00         0
-----------------------------------------------------------------------------------------------------------------------------------
CARPET ONE DESIGN CENTERS INC
WAYNE KIRBY                      Full     0    Full      0     Full      0                         0.00        0.00         0
-----------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY


                               [GRAPHIC OMITTED]

Subject Property - Looking Northwest


                               [GRAPHIC OMITTED]

Subject Property - Looking South

                               [GRAPHIC OMITTED]

Subject Property - Looking East


                               [GRAPHIC OMITTED]

Subject Property - Looking Southwest

                               [GRAPHIC OMITTED]

Subject Property - Looking West


                               [GRAPHIC OMITTED]

Subject Property - Looking Southeast

                               [GRAPHIC OMITTED]

Subject Property - Looking East


                               [GRAPHIC OMITTED]

Subject Property - Looking West

                               [GRAPHIC OMITTED]

Sunnyside Lane - Looking North


                               [GRAPHIC OMITTED]

Sunnyside Lane - Looking South

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]
                                  Market Study

                                  GATEWAY PLAZA
                                 SHOPPING CENTER

                           1324 Broad Street Extension
                      Sumter, Sumter County, South Carolina




                                   Prepared by

                           Michael B. Dodds, MAI, CCIM

                       Date of Market Study - May 8, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]

                                                May 8, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:    Market Study
       Gateway Plaza
       1324 Broad Street Extension
       Sumter, Sumter County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. The analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data were inspected by Michael B. Dodds, MAI, CCIM on May 8, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 91,150 square feet of leasable area. The center was constructed in 1989. The anchor tenant is Bi-Lo, which occupies 36,000 square foot. The shopping center local stores are currently 76.7% occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                             Respectfully submitted,

                             O. MARSHALL DODDS COMPANY, INC.

                             /s/ Michael B. Dodds
                             --------------------
                             Michael B. Dodds, MAI, CCIM
                             State Certified General
                             Real Estate Appraiser (CG-543)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

The subject property is located in Sumter, approximately 44 miles southeast of Columbia. The Sumter area is heavily influenced by the proximity to the Shaw Air Force Base which is located 10 miles west of Sumter. The Base employs approximately 6,900 and was established in 1942. It appears that the future of Shaw Air Force Base is safe, with the base not being included on any of the base closure lists as part of the U.S. Base Realignment Program. Other large employers in the area include Carolina Golden Products, Santee Print Works and Tuomey Regional Medical Center. The unemployment rate for Sumter County as of March, 1997 was 6.2 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject neighborhood is an established area to the northwest of the central business district of Sumter. The immediate neighborhood has been the location of several new developments in recent years. A Hampton Inn and a Comfort Suites have been built within one half mile of the subject property. Developments in the immediate area consist of commercial type properties located along the major thoroughfares and residential uses on the secondary streets. U.S. Highway #378 (Broad Street Extension) is a main road leading into the downtown region. The property is also fronts on Alice Drive, which is a secondary north/south thoroughfare. The general population of the residential areas surrounding the subject can be described as moderate to middle income. In general, the area is expected to grow at a steady rate in the near future, with both residential or commercial construction anticipated.

Physical features are as follows:

1.  Site Size         9.68 Acres

2.  Identity          Sumter County TMS# 203-11-02-009

3.  Shape             Irregular - Adequate

4.  Topography        Generally level, slightly below  grade with U.S. Highway
                      #378

5.  Accessibility     Good - U.S. Highway #378 & Alice Drive

6.  Utilities         Municipal

Physical Description

Building features are as follows:

1.  Size (net)        91,150 square feet

2.  Layout & Design   1 story, one building.  Design is functional

3.  Parking Spaces    Approximately 475 (5.21 spaces per 1,000 SF of
                      building area)

4.  Construction      Brick and glass front with concrete block on
                      side. Roof is built up composition.

Market Position and Marketability Conclusions

The subject property is located on the heavily traveled U.S. Highway #378, northwest of downtown Sumter. There are few new traditional shopping centers in this area, although two new motels were recently built. U.S. Highway #378 is also known as Broad Street Extension, and leads into the central business district.

There is no formal real estate survey available for the Sumter area, therefore, published historical trends pertaining to the retail market could be reviewed. The current market appears to be stable, with several of the older shopping centers rebounding from low occupancy levels. The Wesmark Square has a vacant Rose's department store, but recently signed leases with Staples Office Supplies and Old America. The center is configured in an "L" shape, and the visibility from Broad Street is poor. A Piggly Wiggly supermarket was located in the center prior to relocating to Sumter Square.

The Sumter Square shopping center was renovated in approximately 1994-95 and the anchor tenant leases were renegotiated and extended at that time. This center has reportedly experienced a high occupancy level for several years. The Piggly Wiggly store was previously occupied by Bi-Lo. The location of this neighborhood is considered to be good.

The Market Place shopping center is anchored by Winn Dixie, and was built in 1990. Lease-up at this center was slow, partly due to its location on secondary thoroughfares. On the date of inspection, the center was approximately 85 - 90 percent occupied, which is considered to be its stabilized level. This shopping center is one of the more attractive centers in Sumter.

The Palmetto Plaza shopping center is located on Guignard Drive closer to downtown. This shopping center in anchored by Food Lion and has a freestanding theater as part of the property. The property was recently renovated, and is only 3.2 percent vacant. The rental rates at this shopping center are similar to the subject property.

The largest retail development in Sumter is the Jessamine Mall, a 345,850 square foot regional mall that was constructed in 1980. This mall is anchored by Belk's(63,913 SF), JC Penney(51,649 SF), Sears(51,633 SF), and Service Merchandise(39,329 SF). The mall was renovated in 1992, and is reportedly approximately 95 percent occupied. Freestanding retail stores are also scattered along Broad Street, with some of these having tenants including Wal-Mart, Lowes, K-Mart and Kroger. The small, unanchored strip centers along Broad Street and U.S. Highway #378 appear to have occupancy rates in the range of 75 to 85 percent.

Most of the retail development in Sumter is located on Broad Street, in proximity to Jessamine Mall. With the exception of Wesmark Square, the shopping centers in the market are operating at stabilized occupancy levels which appear to be in the range of 85 to 90 percent. The vacant anchor tenants at Wesmark Square will be difficult to lease, taking into consideration many tenant's preferences to occupy freestanding stores.

The tenant mix at the subject property and the comparables is typical, and tenant turnover at these centers appears to be average. The vacant stores at the subject are concentrated in the corner of the building, in a location which has limited visibility. It is likely that the rental rates for these spaces will be at the lower end of the range established by the comparables. Rental rates have increased slowly and steadily, and no proposed retail construction was discovered. The economy of Sumter is such that the demand for retail space should continue to increase moderately.

Trends

The subject property is located in an area of Sumter that experienced some commercial growth during 1996. The neighborhood is built up, with few large tracts of vacant land available for development. Surrounding neighborhoods provide a good population base for the retailers at the subject property, and this demand is expected to continue. Several new motels have been built in the immediate area, and this is indicative of the positive trends occurring along U.S. Highway #378. The high traffic count along U.S. Highway #378 provides excellent exposure for the subject property, and neighborhood is likely to continue to grow. The rental rates at the subject property generally are in the range of the comparables, and should maintain a competitive position in the marketplace.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                         SUBJECT       COMPARABLE 1          COMPARABLE 2           COMPARABLE 3
                                         -------       ------------          ------------           ------------

1.  Identification

    a. Name                      Gateway Plaza         Wesmark Plaza         Sumter Square          Market Place
                                 --------------------  --------------------  ---------------------  --------------------
    b. Street                    1324 Broad Street     Broad @ Wesmark       Broad @ Bultman        Alice Dr @ Wesmark
                                 Extension
                                 --------------------  --------------------  ---------------------  --------------------
    c. City                      Sumter, SC            Sumter, SC            Sumter, SC             Sumter, SC
                                 --------------------  --------------------  ---------------------  --------------------
    d. Distance from subject     N/A                   1  mile               2  miles               1 mile
                                 --------------------  --------------------  ---------------------  --------------------
    e. Contact                   Edens & Avant         Don Epley             Ogburn Company         Joe Davis
                                 --------------------  --------------------  ---------------------  --------------------
    f. Phone                     (803)779-4420         (717) 288-1028        (803)779-7777          (803)773-1939
                                 --------------------  --------------------  ---------------------  --------------------
2.  Attributes

    a. Year built                1989                  1966                  1972 (renovated 1995)  1990
                                 --------------------  --------------------  ---------------------  --------------------
    b. Net sq. Ft.               91,150                229,417               54,140                 50,000
                                 --------------------  --------------------  ---------------------  --------------------
    c. # building                One                   One                   One                    Two

                                 --------------------  --------------------  ---------------------  --------------------
    d. #stories                  One                   One                   One                    One

                                 --------------------  --------------------  ---------------------  --------------------
    e. Avg. Floor plate size     N/A                   N/A                   N/A                    N/A
         (sq. Ft.), if office

                                 --------------------  --------------------  ---------------------  --------------------
    f. # elevators               N/A                   N/A                   N/A                    N/A

                                 --------------------  --------------------  ---------------------  --------------------
    g. Parking                   Adequate              Adequate              Adequate               Adequate

                                 --------------------  --------------------  ---------------------  --------------------
    h. Construction Type         Brick/Concrete Block  Brick/Concrete Block  Brick/Concrete Block   Brick/Concrete Block

                                 --------------------  --------------------  ---------------------  --------------------
    I. Vacancy %                 23.3%                 48% overall           0%                     12 - 15 %

                                 --------------------  --------------------  ---------------------  --------------------
    j. Anchors, if Retail        Bi-Lo, Revco          Staples, Old America  Piggly Wiggly          Winn-Dixie


                                 --------------------  --------------------  ---------------------  --------------------

                                 COMPARABLE 4
                                 ------------

1.  Identification

    a. Name                      Palmetto Plaza
                                 ----------------------
    b. Street                    493 Guignard Drive

                                 ----------------------
    c. City                      Sumter, SC
                                 ----------------------
    d. Distance from subject     2.5 miles
                                 ----------------------
    e. Contact                   Edens & Avant
                                 ----------------------
    f. Phone                     (803)779-4420
                                 ----------------------
2.  Attributes

    a. Year built                1964-85
                                 ----------------------
    b. Net sq. Ft.               97,864
                                 ----------------------
    c. # building                Five

                                 ----------------------
    d. #stories                  One

                                 ----------------------
    e. Avg. Floor plate size     N/A
         (sq. Ft.), if office

                                 ----------------------
    f. # elevators               N/A

                                 ----------------------
    g. Parking                   Adequate

                                 ----------------------
    h. Construction Type         Brick/Concrete Block

                                 ----------------------
    I. Vacancy %                 3.2%

                                 ----------------------
    j. Anchors, if Retail        Food Lion,
                                 McCrory's, Eckerds

                                 ----------------------

Comments: No recent retail development has occurred, with the exception of free standing drug stores. No planned retail construction was discovered during the primary research.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                    SUBJECT       COMPARABLE 1         COMPARABLE 2         COMPARABLE 3         COMPARABLE 4
                                    -------       ------------         ------------         ------------         ------------
1.  Asking Rental Rate

     a. Anchor Space         N/A                  N/A                  N/A                  N/A                  N/A

                             -------------------  -------------------  -------------------  -------------------  -------------------
     b. Shop Space           $6.50 - $9.00/SF     $6.00 - $8.00/SF     $6.00 - $10.00/SF    $7.75 - $10.00/SF    $6.00 - $8.75/SF
                             -------------------  -------------------  -------------------  -------------------  -------------------
2.  Lease Type (Gross/Net)   Triple Net           Triple Net           Triple Net           Triple Net           Triple Net
                             -------------------  -------------------  -------------------  -------------------  -------------------
3.  Rent Concessions         Minimal              Minimal              None                 None                 None

                             -------------------  -------------------  -------------------  -------------------  -------------------
4.  Effective Rent           $6.50 - $9.00/SF     $6.00 - $8.00/SF     $6.00 - $10.00/SF    $7.75 - $10.00/SF    $6.00 - $8.75/SF
                             -------------------  -------------------  -------------------  -------------------  -------------------
5.  TI Allowance             None                 None                 None                 None                 None

                             -------------------  -------------------  -------------------  -------------------  -------------------
6.  Expense Stop             None                 None                 None                 None                 None

                             -------------------  -------------------  -------------------  -------------------  -------------------
7.  Length of Lease Term     3 - 5 years (shops)  1 - 5 years (shops)  1 - 3 years (shops)  3 - 5 years (shops)  1 - 3 years (shops)
                             -------------------  -------------------  -------------------  -------------------  -------------------
8.  Commissions              5.00% - 7.00%        5.00% - 7.00%        5.00% - 7.00%        5.00% - 7.00%        5.00% - 7.00%
                             -------------------  -------------------  -------------------  -------------------  -------------------
9.  Percentage Rent          Bi-Lo, Revco         None                 None                 None                 Food Lion
    (per lease terms)
                             -------------------  -------------------  -------------------  -------------------  -------------------
10. Historical Annual        N/A                  N/A                  N/A                  N/A                  N/A
    Absorption/sq.ft.

                             -------------------  -------------------  -------------------  -------------------  -------------------
11. Annual Operating         N/A                  N/A                  N/A                  N/A                   N/A
Expense psf (Including
taxes)

                             -------------------  -------------------  -------------------  -------------------  -------------------

C.  RANK RELATIVE TO
      SUBJECT

      (inferior,                                  Inferior             Similar              Superior             Similar
        similar, superior)

                             -------------------  -------------------  -------------------  -------------------  -------------------

D. EXPLAIN RANKING/COMMENTS: Comparable #1 has a significant amount of vacant space, with much of it being in two vacant anchor tenant stores. The center has poor visibility from Broad Street. Comparable #2 was renovated in 1995 and all leases were renegotiated and extended. This center is operating successfully and is attractive. Comparable #3 is the newest center in the area and is of above average quality construction. Comparable #4 is located on Guignard Drive, closer to downtown. This center is similar to the subject, and was recently renovated. Leasing commissions are typically cashed out in this market.

LOCAL RENTAL COMPARABLES
================================================================================

Comparable Rental No. 1

                                [GRAPHIC OMITTED]


Name:                                    Wesmark Square
Location:                                Broad Street and Wesmark Boulevard
                                         Sumter, SC
Year Built:                              1966
Total Size:                              229,417 SF
Vacant Space:                            N/A
Vacancy Rate:                            48% overall
Rental Range:                            $6.00 - $8.00/ SF
Tenant Expenses:                         Triple Net

Remarks:

This shopping center has two large vacant anchor stores, including a 59,883 square foot Rose's store. The property is configured in an "L" shape, with one end being mostly vacant, and the other end being recently renovated. Current anchor tenants include a 21,696 square foot Staples Office Supply store and an Old America store. The property has limited visibility from Broad Street, although is across from Jessamine Mall.

Comparable Rental No. 2
================================================================================

                                [GRAPHIC OMITTED]


Name:                                    Sumter Square
Location:                                Broad Street @ Bultman
                                         Sumter, South Carolina
Year Built:                              1972
Total Size:                              54,140  SF
Vacant Space:                            0  SF
Vacancy Rate:                            0%
Rental Range:                            $6.00 - $10.00
Tenant Expenses:                         Triple Net

Remarks:

The anchor tenant is Piggly Wiggly, and the property was renovated recently, and the anchor tenant leases were renegotiated at that time. The property is in good condition for its age. Other tenants include Blockbuster Video and Family Dollar. This center is attractive and has good exposure from Broad Street.

Comparable Rental No. 3
================================================================================

                                [GRAPHIC OMITTED]


Name:                                    Market Place Shopping Center
Location:                                Alice Drive @ Wesmark Blvd.
                                         Sumter, South Carolina
Year Built:                              1990
Total Size:                              50,000 SF
Vacant Space:                            2,500 - 3,000  SF
Vacancy Rate:                            12.5 - 15 % locals
Rental Range:                            $7.75 - $10.00/SF
Tenant Expenses:                         Triple Net

Remarks:

The anchor tenant is Winn-Dixie, which occupies 29,888 Square feet. The property is an established center in the neighborhood and was approximately 85 to 90 percent occupied on the date of inspection. The vacancy consisted of two small stores. The property overall is in good condition.

Comparable Rental No. 4
================================================================================


                                [GRAPHIC OMITTED]


Name:                                    Palmetto Plaza
Location:                                493 Guignard Drive
                                         Sumter, South Carolina
Year Built:                              1964/96 renovation
Total Size:                              97,864 SF
Vacant Space:                            1,156 SF
Vacancy Rate:                            3.2%
Local Rent Range:                        $6.00 - $8.75/SF
Tenant Expenses:                         Triple Net

Remarks:

This center has an anchor tenant space that is occupied by Food Lion(32,510 SF). The vacant store contains 1,156 square feet. The property is in good condition, having been renovated in 1996.The property also has a freestanding theater building.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                         SUBJECT             COMPARABLE 1                COMPARABLE 2
                                         -------             ------------                ------------
1.   Identification

     a.  Name                    Gateway Plaza               St. Andrews Crossing        Eastgate Center
                                 ------------------------    ------------------------    --------------------------
     b.  Street Address          1324 Broad Street           817 St. Andrews Road        NWC Whiskey Rd. &
                                 Extension                                               Eastgate Dr.
                                 ------------------------    ------------------------    --------------------------
     c.  City                    Sumter, SC                  Columbia, SC                Aiken, SC
                                 ------------------------    ------------------------    --------------------------
     d.  Distance from Subject   N/A                         45 miles                    80 miles
                                 ------------------------    ------------------------    --------------------------
2.  Attributes

     a.  Year Built              1989                        1994                        1995
                                 ------------------------    ------------------------    --------------------------
     b.  Net sq. feet            91,150                      66,910                      75,716
                                 ------------------------    ------------------------    --------------------------
     c.  # Buildings             1                           1                           1
                                 ------------------------    ------------------------    --------------------------
     d.  # of Stories            1                           1                           1
                                 ------------------------    ------------------------    --------------------------
     e.  Vacancy %               23.3%                       0.0%                        5.0%
                                 ------------------------    ------------------------    --------------------------
3.  Sales Information

     a.  Sales Price             N/A                         $6,550,000                  $6,675,000
                                 ------------------------    ------------------------    --------------------------
     b.  Sales Price PSF         N/A                         $97.89                      $88.16
                                 ------------------------    ------------------------    --------------------------
     c.  Cap. Rate               N/A                         9.69%                       9.86%
                                 ------------------------    ------------------------    --------------------------
     d.  Date                    N/A                         May 24,1994                 September 28, 1995
                                 ------------------------    ------------------------    --------------------------
     e.  NOI at time of Sale     N/A                         $634,797                    $657,896

                                 ------------------------    ------------------------    --------------------------
4.  Rank Relative to Subject     N/A                         Superior                    Superior
     (inferior, similar,
          superior)

                                 ------------------------    ------------------------    --------------------------

                                 COMPARABLE 3               COMPARABLE 4
                                 ------------               ------------

1.   Identification

     a.  Name                    One Norman Center          Paw Creek Commons
                                 -----------------------    -------------------
     b.  Street Address          19706 One Norman Blvd.     E/S Little Rock Rd.
                                                            At Freedom Drive
                                 -----------------------    -------------------
     c.  City                    Cornelius, NC              Charlotte, NC
                                 -----------------------    -------------------
     d.  Distance from Subject   145 miles                  130 miles
                                 -----------------------    -------------------
2.  Attributes

     a.  Year Built              1993                       1996
                                 -----------------------    -------------------
     b.  Net sq. feet            54,185                     66,050
                                 -----------------------    -------------------
     c.  # Buildings             1                          1
                                 -----------------------    -------------------
     d.  # of Stories            1                          1
                                 -----------------------    -------------------
     e.  Vacancy %               0.0%                       2.73%
                                 -----------------------    -------------------
3.  Sales Information

     a.  Sales Price             $4,650,000                 $5,120,000
                                 -----------------------    -------------------
     b.  Sales Price PSF         $85.82                     $77.52
                                 -----------------------    -------------------
     c.  Cap. Rate               9.68%                      9.60%
                                 -----------------------    -------------------
     d.  Date                    October 12, 1995           March 25, 1997
                                 -----------------------    -------------------
     e.  NOI at time of Sale     $450,188                   $517,412

                                 -----------------------    -------------------
4.  Rank Relative to Subject     Superior                   Superior
     (inferior, similar,
          superior)

                                 -----------------------    -------------------

Explain Ranking/Comments: The comparable sales are all superior to the subject property with respect to age, although the subject property is in good condition and is attractive. The subject property has a desirable tenant mix and has been well managed.

Comparable Sale No. 1


                                [GRAPHIC OMITTED]


TMS:                        6012 -1 -1
Name:                       St. Andrews Crossing
Location:                   817 St. Andrews Road, Columbia, SC
Grantor:                    Hayley-Redd, L.P.
Grantee:                    F.A.C. Properties
Deed Reference:             Book 1199, Page 331
Date:                       May 25, 1994
Sales Price:                $6,550,000
Adjusted Sales Price:       $6,550,000
Size building               66,910
Sales Price per S.F.:       $97.89
Size Land (Acres):          8.08
Size Land (S.F.):           351,965
Year Built:                 1994
Land/Building Ratio:        5.26 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $686,905
EGIM:                       9.54
Net Operating Income:       $634,797
Overall Rate:               9.69%
Verification:               Public Records
Type of Purchaser:          Private Investor
Comments:
This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2

                                [GRAPHIC OMITTED]


Name:                       Eastgate Shopping Center
Location:                   Northwest Corner of Whiskey Road & Eastgate Drive
                            Aiken, SC
Grantor:                    Southwest U.S. Retail, LP
Grantee:                    PDG Aiken Partners, LP
Deed Reference:             N/A
Date:                       September 28, 1995
Sales Price:                $6,675,000
Adjusted Sales Price:       $6,675,000
Size building:              75,716
Sales Price per S.F.:       $88.16
Size Land (Acres):          8.79
Size Land (S.F.):           382,892
Year Built:                 1995
Land/Building Ratio:        5.06 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Effective Gross Income:     $782,704
EGIM:                       8.53
Net Operating Income:       $657,896
Overall Rate:               9.86%
Verification:               Public Records
Type of Purchaser:          Private Investor
Comments:
Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3

Name:                       One Norman Center
Location:                   19706 One Norman Boulevard
                            Cornelius, Mecklenburg County, NC
Grantor:                    One Norman Center, LP
Grantee:                    Lucky Realty
Deed Reference:             Book 8325, Page 721
Date:                       October 12, 1995
Sales Price:                $4,650,000
Adjusted Sales Price:       $4,650,000
Size building:              54,185
Sales Price per S.F.:       $85.82
Size Land (Acres):          5.69
Size Land (S.F.):           247,856
Year Built:                 1993
Land/Building Ratio:        4.57 to 1
Utilities:                  All Public
Zoning:                     CUB-2
Financing:                  Cash to Seller
Gross Potential Income:     $474,591 - $8.76/SF
Effective Gross Income:     $474,591 - $8.76/SF
Gross Income Multiple:      9.80
EGIM:                       9.80
Net Operating Income:       $450,188 - $8.31/SF
Overall Rate:               9.68%
Verification:               Public Records
Type of Purchaser:          Private Investor
Comments:
This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4

TMS:                        59-231-22,23 pt.
Name:                       Paw Creek Commons
Location:                   East side of Little Rock Road at Freedom Drive
Grantor:                    Paw Creek, LLC
Grantee:                    Paw Creek Crossing Limited Partnership
Deed Reference:             Book 8988, Page 519
Date:                       March 25, 1997
Sales Price:                $5,120,000
Adjusted Sales Price:       $5,384,000
Size building:              66,050
Sales Price per S.F.:       $77.52
Size Land (Acres):          9.82
Size Land (S.F.):           427,759
Year Built:                 1996
Land/Building Ratio:        6.48 to 1
Utilities:                  Municipal
Zoning:                     CC, Commercial Center
Financing:                  Cash to Seller
Gross Potential Income:     $568,840
Effective Gross Income:     $552,054
Gross Income Multiple:      9.00
EGIM:                       9.27
Net Operating Income:       $517,412
Overall Rate:               9.61%
Verification:               Public Records
Type of Purchaser:          Private Investor
Comments:
The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

      Comparables Rental Map
      Comparables Sales Map
      Building Layout
      Rent Roll
      Photographs of Subject

                                [GRAPHIC OMITTED]

                             RENTALS COMPARABLES MAP

                                [GRAPHIC OMITTED]

                         Improved Sales Comparables Map

                                [GRAPHIC OMITTED]

                                    Site Plan

Date: 04/08/97                 EDENS & AVANT, INC.                     Page 153
                             Retail Custom Rent Roll

Property:   GATEWAY PLAZA
            1324 BROAD STREET EXTENSION
            SUMTER, SC 29150
Column Legends:
      Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                       LEASE TERM                        RENT INFORMATION
                                                                                             per                  Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin   Base Rent
--------------------------------------------------------------------------------------------------------------------------
GATEWAY LIQUOR
SUNSHINE GROCERY,INC.            689-    10     1,500          07/01/95    06/30/00           0.00                    0.00
                                                                                              8.00   07/01/95    12,000.00
                                                                                              8.50   07/01/97    12,750.00
--------------------------------------------------------------------------------------------------------------------------
FACTORY OUTLETS
LUKY LYNN STORES, INC.           689-    20     2,500          01/01/97    12/31/99           8.70   01/01/97    21,750.00
                                                                                              0.00                    0.00
                                                                                              8.75   01/01/98    21,876.00
--------------------------------------------------------------------------------------------------------------------------
RENT-A-CENTER
RAC USA, INC., SUBSIDIARY OF     689-    30     3,400          03/15/95    07/31/98           7.00   06/01/95    23,799.96
                                                                                              0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------
BI-LO #191
BI-LO, INC.                      689-    40    36,000          06/29/88    06/28/08           0.00                    0.00
                                                                                              6.15   06/29/88   221,400.00
                                                                                              6.30   07/01/93   226,800.00
                                                                                              0.00                    0.00
                                                                                              0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------
REVCO #1184
REVCO DISCOUNT DRUG CENTERS,     689-    50     8,450          09/01/88    08/31/98           7.00   08/01/88    59,149.92
                                                                                              0.00                    0.00
                                                                                              0.00                    0.00

------------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over    Brk
------------------------------------------------------------------------------------------------------------------------------------
GATEWAY LIQUOR
SUNSHINE GROCERY,INC.            Full     0    Full      0   Full      0    07/01/00   06/30/05     0.00       0.00             0
                                                                                                    0.00       0.00             0
                                                                                                    0.00       0.00             0
------------------------------------------------------------------------------------------------------------------------------------
FACTORY OUTLETS
LUKY LYNN STORES, INC.           Full     0    Full      0   Full      0    01/01/95   12/31/95     8.82       0.00             0
                                                                                                    0.00       0.00             0
                                                                                                    0.00       0.00             0
------------------------------------------------------------------------------------------------------------------------------------
RENT-A-CENTER
RAC USA, INC., SUBSIDIARY OF     Full     0    Full      0   Full      0    08/01/98   07/31/00     8.00       0.00             0
                                                                                                    0.00       0.00             0
------------------------------------------------------------------------------------------------------------------------------------
BI-LO #191
BI-LO, INC.                      Full     0    Full      0   Full      0    06/29/08   06/28/13     6.30       0.75    22,140,000
                                                                            06/29/13   06/28/18     6.30       0.75             0
                                                                            06/29/18   06/29/23     6.30       0.75             0
                                                                            06/29/23   06/28/28     6.30       0.75             0
                                                                                                    0.00       0.75             0
------------------------------------------------------------------------------------------------------------------------------------
REVCO #1184
REVCO DISCOUNT DRUG CENTERS,     Full     0    Full      0   Full      0    09/01/98   08/31/03     7.25       2.00     2,957,500  Y
                                                                            09/01/03   08/31/08     7.50       2.00             0  Y
                                                                            09/01/08   08/31/13     7.75       2.00             0  Y
------------------------------------------------------------------------------------------------------------------------------------

Date: 04/08/97                 EDENS & AVANT, INC.                     Page 154
                             Retail Custom Rent Roll

Property:   GATEWAY PLAZA
            1324 BROAD STREET EXTENSION
            SUMTER, SC 29150
Column Legends:
      Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                       LEASE TERM                        RENT INFORMATION
                                                                                             per                  Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin   Base Rent
--------------------------------------------------------------------------------------------------------------------------
REVCO #1184
REVCO DISCOUNT DRUG CENTERS,     689-    50     8,450          09/01/88    08/31/98           0.00                    0.00
                                                                                              0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------
LEGACIES RESTAURANT
LEGACIES BY MIKE INC.            689-    60     6,000          01/01/97    12/31/99           7.75   05/01/93    46,500.00
                                                                                              3.00   01/01/94    18,000.00
                                                                                              3.50   01/01/95    21,000.00
                                                                                              4.00   01/01/96    24,000.00
                                                                                              6.00   01/01/97    36,000.00
--------------------------------------------------------------------------------------------------------------------------
Available
                                 689-    70     5,400                                         0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------
Available
                                 689-    80     1,500                                         0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------
BENEFICIAL SOUTH CAROLINA INC
BENEFICIAL MANAGEMENT CORP. O    689-    90     1,500          11/01/94    01/31/00           0.00                    0.00
                                                                                              0.00                    0.00
                                                                                              0.00                    0.00
                                                                                              7.50   02/01/95    11,250.00
                                                                                              8.00   02/01/97    12,000.00
                                                                                              8.25   02/01/98    12,375.00
                                                                                              8.50   02/01/99    12,750.00
--------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over    Brk
------------------------------------------------------------------------------------------------------------------------------------
REVCO #1184
REVCO DISCOUNT DRUG CENTERS,     Full     0    Full      0   Full      0    09/01/13   08/31/18     8.00       2.00         0     Y
                                                                            09/01/18   08/31/23     8.25       2.00         0     Y
------------------------------------------------------------------------------------------------------------------------------------
LEGACIES RESTAURANT
LEGACIES BY MIKE INC.            Full     0    Full      0   Full      0                            0.00       0.00         0
                                                                                                    0.00       0.00         0
                                                                                                    0.00       0.00         0
                                                                                                    0.00       0.00         0
                                                                                                    0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
Available
                                          0              0             0                            0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
Available
                                          0              0             0                            0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
BENEFICIAL SOUTH CAROLINA INC
BENEFICIAL MANAGEMENT CORP. O    Full     0    Full      0   Full      0    02/01/00   01/31/02     9.00       0.00         0
                                                                            02/01/02   01/31/04     9.50       0.00         0
                                                                            02/01/04   01/31/06    10.00       0.00         0
                                                                                                    0.00       0.00         0
                                                                                                    0.00       0.00         0
                                                                                                    0.00       0.00         0
                                                                                                    0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------


Date: 04/08/97                 EDENS & AVANT, INC.                     Page 155
                             Retail Custom Rent Roll

Property:   GATEWAY PLAZA
            1324 BROAD STREET EXTENSION
            SUMTER, SC 29150
Column Legends:
      Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                       LEASE TERM                        RENT INFORMATION
                                                                                             per                  Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin   Base Rent
--------------------------------------------------------------------------------------------------------------------------
THERESA MILEY/STATE FARM
THERESA B. MILEY                 689-   100     1,500          03/01/95    02/28/00           6.80   01/01/89    10,200.00
                                                                                              6.00   03/01/94     9,000.00
                                                                                              6.50   03/01/95     9,750.00
                                                                                              7.11   03/01/97    10,665.00
--------------------------------------------------------------------------------------------------------------------------
GOLF USA
DUCOM SPORTS INC.                689-   110     2,400          09/01/94    02/28/00           7.00   03/01/95    16,800.00
--------------------------------------------------------------------------------------------------------------------------
BANGKOK EXPRESS
WANTHANI OKUHARA                 689-   120     1,500          04/12/94    03/31/97           0.00                    0.00
                                                                                              0.00                    0.00
                                                                                              0.00                    0.00
                                                                                              6.00   04/01/94     9,000.00
                                                                                              6.50   04/01/95     9,750.00
                                                                                              7.00   04/01/96    10,500.00
--------------------------------------------------------------------------------------------------------------------------
FANTASTIC SAM'S
FANTASTIC SAM'S, THE ORIG. FA    689-   130     1,500          09/01/94    08/31/97           6.80    09/01/91   10,200.00
                                                                                              0.00                    0.00
                                                                                              0.00                    0.00
                                                                                              0.00                    0.00
                                                                                              6.50    09/01/94    9,750.00
--------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over    Brk
------------------------------------------------------------------------------------------------------------------------------------
THERESA MILEY/STATE FARM
THERESA B. MILEY                 Full     0    Full      0   Full      0                            0.00       0.00         0
                                                                                                    0.00       0.00         0
                                                                                                    0.00       0.00         0
                                                                                                    0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
GOLF USA
DUCOM SPORTS INC.                Full     0    Full      0   Full      0                            0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
BANGKOK EXPRESS
WANTHANI OKUHARA                 Full     0    Full      0   Full      0   04/01/97    03/31/98     8.00       0.00         0
                                                                           04/01/98    03/31/99     8.50       0.00         0
                                                                           04/01/99    03/31/00     9.00       0.00         0
                                                                                                    0.00       0.00         0
                                                                                                    0.00       0.00         0
                                                                                                    0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
FANTASTIC SAM'S
FANTASTIC SAM'S, THE ORIG. FA    Full     0    Full      0   Full      0    09/01/91   08/31/94     9.00       0.00         0
                                                                            09/01/94   08/31/97     0.00       0.00         0
                                                                            09/01/97   08/31/00     0.00       0.00         0
                                                                                                    0.00       0.00         0
                                                                                                    0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------


Date: 04/08/97                 EDENS & AVANT, INC.                     Page 156
                             Retail Custom Rent Roll

Property:   GATEWAY PLAZA
            1324 BROAD STREET EXTENSION
            SUMTER, SC 29150
Column Legends:
      Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                       LEASE TERM                        RENT INFORMATION
                                                                                             per                  Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin   Base Rent
--------------------------------------------------------------------------------------------------------------------------
WESTERN FLORIST
BRUCE S. & DENISE MURRAY         689-   140     1,500          08/01/88    07/31/97           6.80    11/01/91   10,200.00
                                                                                              6.50    08/01/94    9,750.00
--------------------------------------------------------------------------------------------------------------------------
LONG NAILS
BAI LE                           689-   150     1,500          10/01/96    10/31/99           8.10    10/01/96   12,150.00
                                                                                              9.00    11/01/98   13,500.00
--------------------------------------------------------------------------------------------------------------------------
MOVIEMAX
ABRAHAM ALSTON                   689-   160     5,000          01/01/91    12/31/97           6.00    10/01/93   30,000.00
                                                                                              0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------
Available
                                 689-   170     4,000                                         0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------
OMAHA STOCKYARD & SALOON
WALTER I. DAVIDS                 689-   180     6,000          06/01/95    05/31/00           6.00    06/01/95   36,000.00
                                                                                              0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..       80,250                                Current Annual Base Rent   527,114.88
                              Available.       10,900
                              Total.....       91,150


------------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over    Brk
------------------------------------------------------------------------------------------------------------------------------------
WESTERN FLORIST
BRUCE S. & DENISE MURRAY         Full     0    Full      0   Full      0   11/01/91   10/31/94      8.50       0.00         0
                                                                                                    0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
LONG NAILS
BAI LE                           Full     0    Full      0   Full      0                            0.00       0.00         0
                                                                                                    0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
MOVIEMAX
ABRAHAM ALSTON                   Full     0    Full      0   Full      0   10/01/94   09/30/97      0.00       0.00         0
                                                                                                    0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
Available
                                          0              0             0                            0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
OMAHA STOCKYARD & SALOON
WALTER I. DAVIDS                 Full     0    Full      0   Full      0   06/01/00   05/31/05      0.00       0.00         0
                                                                                                    0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY


                                [GRAPHIC OMITTED]

Subject Property Looking South


                                [GRAPHIC OMITTED]

Subject Property Looking Southwest

                                [GRAPHIC OMITTED]

Subject Property Looking Southwest


                                [GRAPHIC OMITTED]

Subject Property Looking West

                                [GRAPHIC OMITTED]

Rear of Subject Looking East


                                [GRAPHIC OMITTED]

Rear of Subject Looking North

                                [GRAPHIC OMITTED]

Highway #378 Looking East


                                [GRAPHIC OMITTED]

Highway #378 Looking West

                                [GRAPHIC OMITTED]

Alice Drive Looking South


                                [GRAPHIC OMITTED]

Alice Drive Looking North

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                                   GOLD RUSH
                                SHOPPING CENTER

                             316 South Mine Street
                  McCormick, McCormick County, South Carolina


                                  Prepared by

                          Michael B. Dodds, MAI, CCIM

                      Date of Market Study - May 19, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]

                                          May 19, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:   Market Study
      Gold Rush Shopping  Center
      316 South Mine Street
      McCormick, McCormick County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. The analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data were inspected by Michael B. Dodds, MAI, CCIM on May 19, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 39,700 square feet of leasable area. The center was constructed in 1993. The three tenants at the property are Food Lion, which occupies 25,000 square foot, Eckerd's, which occupies 7,680 square feet, and Family Dollar, with 7,020 square feet. The shopping center has no local stores.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                          Respectfully submitted,

                                          O. MARSHALL DODDS COMPANY, INC.


                                          /s/ Michael B. Dodds
                                          ---------------------------
                                          Michael B. Dodds, MAI, CCIM
                                          State Certified General
                                          Real Estate Appraiser (CG-543)

[LOGO]

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

The subject property is located in McCormick, which is the county seat of McCormick County. McCormick is approximately 70 miles southwest of Columbia and 40 miles northwest of Augusta, Georgia. The population of McCormick County is approximately 8,868, with 1,659 living in the town of McCormick. The county population is projected to increase at a steady rate in due in part to the construction of Savannah Lakes, a 4,000 acre retirement development on Lake Thurmond. The economic base of the McCormick area is heavily associated with recreation and textiles. Milliken and Company, in operation since 1946, employs approximately 180,.With over 90 percent of the land in the county being forested, the timber business is also very strong. Recreational business in the area is centered around activities on Lake Thurmond and hunting . Approximately 6 million people visit Lake Thurmond annually. The unemployment rates for McCormick County as of March, 1997 was 9.8 percent, while the statewide rate was 5.3.

Neighborhood and Site

The subject property is located in an established area which is generally the downtown area of McCormick. The immediate neighborhood has had minimal new construction in recent years. The newer developments, which were built during the 1990's, include the McCormick Manor apartments, the Willow Creek apartments and a small office complex. Developments in the immediate area consist of commercial type properties located along the major roads and residential uses on the secondary streets. U.S. Highway #378 is a main road leading into the downtown area, and connects McCormick with Lexington and Columbia to the northeast. U.S. Highway #221 connects the area to Greenwood and Augusta. The general population of the residential areas surrounding the subject can be described as moderate to middle income. Many of the single family residential structures in the downtown area are older, and have been converted to commercial uses. In general, the McCormick area is expected to grow at a slow but steady rate in the near future.

Physical features are as follows:

1.  Site Size                      5.54 Acres
2.  Identity                       McCormick County TMS# 126-05-11-027
3.  Shape                          Irregular - Adequate
4.  Topography                     Generally level, slightly above grade of U.S.
                                   Hwy #221
5.  Accessibility                  Good - U.S. Highway #221 (South Mine Street)
6.  Utilities                      Municipal

Physical Description

Building features are as follows:

1.  Size (net)                     39,700  square feet
2.  Layout & Design                1 story, one building.  Design is functional
3.  Parking Spaces                 N/A - Appears adequate
4.  Construction                   Brick and glass front with concrete block on
                                   side. Roof is built up composition.

Market Position and Marketability Conclusions

The subject property is located on U.S. Highway #221 in the downtown area of McCormick. There are no new traditional shopping centers in this area. The retail establishments in the region generally consist of local stores in renovated single family residences or older strip centers. There are several locally owned supermarkets and drug stores that are considerably smaller than the subject property. The subject property is the new supermarket in the region, having opened for business during the 1993. Food Lion has operated in South Carolina for many years, and has a loyal shopper base. The subject Food Lion appears to be operating successfully.

The subject property is the newest and highest quality shopping center in the McCormick area. Larger department stores and regional shopping centers are located in Augusta to the southeast. These centers are not considered to be competitive with the subject property, and therefore have not been analyzed. In general, the McCormick retail market serves the immediate town population and nearby rural areas.

An inspection of the McCormick market and surrounding areas revealed no retail properties under construction that would compete with the retailers at the subject property. The three tenants at the subject property are occupying their space on long term leases, and there are no local tenants. The Food Lion lease will expire in 2013, the Eckerd's lease will expire in 2003, and the Family Dollar lease will expire in 2002. The subject site has additional space available for expansion of the shopping center.

The rental rate for the Food Lion is $5.55 per square foot on a level basis for a 20 year term. This is at the low end of the range of the rental rates being paid for other supermarkets in the region. Eckerd's pays a rental rate of $6.90 per square foot for the remaining 6 years and 4 months. This rate is also reasonable, and supported by comparable drug store rental comparables throughout the state of South Carolina. The Family Dollar lease is for $4.64 per square foot which is also reasonable.

The subject property is occupied by three high credit tenants, with no local shops. The long term leases make the subject less vulnerable to changes in the local market. The contract rental rates are at levels which are considered to be equal to market rents, and the subject property is less than one year old. In general, the subject property is in a very competitive position in the marketplace, and is the tenants appear to operate successfully.

Trends

The subject property is located in the downtown area of McCormick. The immediate area and surrounding rural regions provide a good population base for the retailers at the subject property, and this demand is expected to continue. The traffic count along U.S. Highway #221 provides good exposure for the subject property, and the subject is accessible from surrounding areas. The rental rates for the tenants at the subject property are within the range of comparable properties, and the retailers should maintain a competitive position in the marketplace. No detrimental conditions were found which would have a negative impact on the future of the subject property. No planned retail construction was discovered, and the subject property should continue to be the primary shopping center in the market.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

================================================================================

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION
                                         SUBJECT             COMPARABLE 1                COMPARABLE 2
                                         -------             ------------                ------------
1.  Identification
    a.  Name                     Gold Rush  Center           Broad River Center          Mills Corner
                                 ------------------------    ------------------------    -------------------------
                                 316 S. Mine Street          1003 Broad River Road       Augusta Road @ Old
    b.  Street                                                                           Cherokee Road
                                 ------------------------    ------------------------    -------------------------
    c.  City                     McCormick, SC               Columbia, SC                Lexington, SC
                                 ------------------------    ------------------------    -------------------------
    d.  Distance from subject    N/A                         45  miles                   35  miles
                                 ------------------------    ------------------------    -------------------------
    e.  Contact                  Edens & Avant               Edens & Avant                Ron Swinson
                                 ------------------------    ------------------------    -------------------------
    f.  Phone                    (803)779-4420               (803)779-4420               (803)779-7777
                                 ------------------------    ------------------------    -------------------------
2.  Attributes

    a.  Year built               1992                        1996                        1995
                                 ------------------------    ------------------------    -------------------------
    b.  Net sq. Ft.(tenant)      39,700                      29,000                      33,413
                                 ------------------------    ------------------------    -------------------------
    c. # building                One                         One                         One
                                 ------------------------    ------------------------    -------------------------
    d. #stories                  One                         One                         One
                                 ------------------------    ------------------------    -------------------------
    e. Avg. Floor plate size
         (sq. Ft.), if office    N/A                         N/A                         N/A
                                 ------------------------    ------------------------    -------------------------
    f. # elevators               N/A                         N/A                         N/A
                                 ------------------------    ------------------------    -------------------------
    g. Parking                   Adequate                    Adequate                    Adequate
                                 ------------------------    ------------------------    -------------------------
    h. Construction Type         Brick/Concrete Block        Brick/Concrete Block        Brick/Concrete Block
                                 ------------------------    ------------------------    -------------------------
    I.  Vacancy %                0%                          N/A                         N/A
                                 ------------------------    ------------------------    -------------------------
    j.  Anchors, if Retail       Food Lion, Eckerd's,        Food Lion, Revco            Piggly Wiggly
                                 Family Dollar
                                 ------------------------    ------------------------    -------------------------


I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION
                                 COMPARABLE 3             COMPARABLE 4
                                 ------------             ------------
1.  Identification
    a.  Name                     Saluda Towne Center      Broad River Center
                                 ----------------------   ----------------------
                                                          1003 Broad River Road
    b.  Street
                                 ----------------------   ----------------------
    c.  City                     Saluda, SC               Columbia, SC
                                 ----------------------   ----------------------
    d.  Distance from subject    45  miles                45  miles
                                 ----------------------   ----------------------
    e.  Contact                  Edens & Avant            Edens & Avant
                                 ----------------------   ----------------------
    f.  Phone                    (803)779-4420            (803)779-4420
                                 ----------------------   ----------------------
2.  Attributes
                                 ----------------------
    a.  Year built               1996                     1996
                                 ----------------------   ----------------------
    b.  Net sq. Ft.(tenant)      7,680                    8,450
                                 ----------------------   ----------------------
    c. # building                One                      One
                                 ----------------------   ----------------------
    d. #stories                  One                      One
                                 ----------------------   ----------------------
    e. Avg. Floor plate size
         (sq. Ft.), if office    N/A                      N/A
                                 ----------------------   ----------------------
    f. # elevators               N/A                      N/A
                                 ----------------------   ----------------------
    g. Parking                   Adequate                 Adequate
                                 ----------------------   ----------------------
    h. Construction Type         Brick/Concrete Block     Brick/Concrete Block
                                 ----------------------   ----------------------
    I.  Vacancy %                N/A                      N/A
                                 ----------------------   ----------------------
    j.  Anchors, if Retail       Food Lion, Revco         Food Lion, Revco

                                 ----------------------   ----------------------

Comments: No recent retail development has occurred. No planned retail construction was discovered during the primary research.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

================================================================================

B.  RENTAL INFORMATION
                                     SUBJECT              COMPARABLE 1               COMPARABLE 2
                                     -------              ------------               ------------
1.  Contract  Rental Rates
    a.  Supermarket           $5.55/SF                    $7.98/SF                   $7.60/SF
                              -----------------------     ------------------------   --------------------------
    b.  Drug Store            $6.90/SF                    N/A                        N/A
                              -----------------------     ------------------------   --------------------------
2.  Lease Type (Gross/Net)    Triple Net                  Triple Net                 Triple Net
                              -----------------------     ------------------------   --------------------------
3.  Rent Concessions          None                        None                       None
                              -----------------------     ------------------------   --------------------------
4.  Effective Rent            $5.55 - $6.90/SF            $7.98/SF                   $7.60/SF
                              -----------------------     ------------------------   --------------------------
5.  TI Allowance              None                        None                       None
                              -----------------------     ------------------------   --------------------------
6.  Expense Stop              None                        None                       None
                              -----------------------     ------------------------   --------------------------
7.  Length of Lease Term      15 - 20 years               20 years                   20 years
                              -----------------------     ------------------------   --------------------------
8.  Commissions               N/A                         N/A                        N/A
                              -----------------------     ------------------------   --------------------------
9.  Percentage Rent
      (per lease terms)       Food Lion , Revco           Food Lion                  Piggly Wiggly
                              -----------------------     ------------------------   --------------------------
10. Historical Annual
      Absorption/sq.ft.       N/A                         N/A                        N/A
                              -----------------------     ------------------------   --------------------------
11. Annual Operating
Expense psf (Including
taxes)                        N/A                         N/A                        N/A
                              -----------------------     ------------------------   --------------------------
C.  RANK RELATIVE TO
      SUBJECT
      (inferior,
        similar, superior)    N/A                         Similar                    Similar
                              -----------------------     ------------------------   --------------------------


B.  RENTAL INFORMATION
                              COMPARABLE 3              COMPARABLE 4
                              ------------              ------------
1.  Contract  Rental Rates
    a.  Supermarket           N/A                       N/A
                              ----------------------    ---------------------
    b.  Drug Store            $8.30/SF                  $9.75/SF
                              ----------------------    ---------------------
2.  Lease Type (Gross/Net)    Triple Net                Triple Net
                              ----------------------    ---------------------
3.  Rent Concessions          None                      None
                              ----------------------    ---------------------
4.  Effective Rent            $8.30/SF                  $9.75/SF
                              ----------------------    ---------------------
5.  TI Allowance              None                      None
                              ----------------------    ---------------------
6.  Expense Stop              None                      None
                              ----------------------    ---------------------
7.  Length of Lease Term      15 years                  15 years
                              ----------------------    ---------------------
8.  Commissions               N/A                       N/A
                              ----------------------    ---------------------
9.  Percentage Rent
      (per lease terms)       N/A                       N/A
                              ----------------------    ---------------------
10. Historical Annual
      Absorption/sq.ft.       N/A                       N/A
                              ----------------------    ---------------------
11. Annual Operating
Expense psf (Including
taxes)                        N/A                       N/A
                              ----------------------    ---------------------
C.  RANK RELATIVE TO
      SUBJECT
      (inferior,
        similar, superior)    Similar                   Similar
                              ----------------------    ---------------------

D. EXPLAIN RANKING/COMMENTS: Comparable #1 and #2 are supermarket leases which are considered to be similar to the subject. The subject supermarket rental rate is below the range, which reflects the very low land values in the area. Comparable #1 is a lease to Food Lion, the same tenant as the subject anchor. Comparables #3 and #4 are in-line drug store leases. These are becoming less common, due to the popularity of freestanding stores. The physical characteristics of the comparables and the subject are considered to be similar.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================


                               [GRAPHIC OMITTED]


Name:                               Broad River Center
Location:                           1003 Broad River Road
                                    Columbia, South Carolina
Year Built:                         1996
Total Size:                         29,000 SF (Food Lion)
Vacant Space:                       0
Vacancy Rate:                       0%
Rental Rate:                        $7.98/ SF
Tenant Expenses:                    Triple Net

Remarks:

This shopping center has anchor stores, including a Food Lion and Revco. The Food Lion lease is for twenty years at a level rental rate.

Comparable Rental No. 2
================================================================================


                               [GRAPHIC OMITTED]


Name:                               Mills Corner Shopping Center
Location:                           Augusta Road at Old Cherokee Road
                                    Lexington, South Carolina
Year Built:                         1995
Total Size:                         43,613 SF
Vacant Space:                       0 SF
Vacancy Rate:                       0%
Rental Rate:                        $8.55/SF
Tenant Expenses:                    Triple Net

Remarks:

The anchor tenant is Piggly Wiggly with approximately 33,413 square feet.

Comparable Rental No. 3
================================================================================


                               [GRAPHIC OMITTED]


Name:                               Saluda Towne Center
Location:                           U.S. Highway #378 at Clemson Road
                                    Saluda, South Carolina
Year Built:                         1996
Total Size:                         7,680 SF(Revco)
Vacant Space:                       0 SF
Vacancy Rate:                       0% locals
Rental Rate:                        $8.30/SF (Revco)
Tenant Expenses:                    Triple Net

Remarks:

This center is located in the downtown area of a small town. The property is an new center that was built in 1996. Other anchor tenant is Food Lion. There are no local tenants, and there is no room for expansion.

Comparable Rental No. 4
================================================================================


                               [GRAPHIC OMITTED]


Name:                               Broad River Center
Location:                           1003 Broad River Road
                                    Columbia, South Carolina
Year Built:                         1996
Total Size:                         8,450 SF (Revco)
Vacant Space:                       0
Vacancy Rate:                       0%
Rental Rate:                        $9.75/ SF
Tenant Expenses:                    Triple Net

Remarks:

This shopping center has anchor stores including a Food Lion and Revco. The Revco lease is for fifteen years at a level rental rate.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLES
================================================================================

                                         SUBJECT             COMPARABLE 1                COMPARABLE 2
                                         -------             ------------                ------------
1.   Identification
     a.  Name                    Gold Rush Shopping          St. Andrews Crossing        Eastgate Center
                                 Center
                                 ------------------------    ------------------------    --------------------------
                                 316 S. Mine Street          817 St. Andrews Road        NWC Whiskey Rd. &
     b.  Street Address                                                                  Eastgate Dr.
                                 ------------------------    ------------------------    --------------------------
     c.  City                    McCormick, SC               Columbia, SC                Aiken, SC
                                 ------------------------    ------------------------    --------------------------
     d.  Distance from Subject   N/A                         35 miles                    28 miles
                                 ------------------------    ------------------------    --------------------------
2.   Attributes
     a.  Year Built              1992                        1994                        1995
                                 ------------------------    ------------------------    --------------------------
     b.  Net sq. feet            39,700                      66,910                      75,716
                                 ------------------------    ------------------------    --------------------------
     c. # Buildings              1                           1                           1
                                 ------------------------    ------------------------    --------------------------
     d. # of Stories             1                           1                           1
                                 ------------------------    ------------------------    --------------------------
     e. Vacancy %                0.0%                        0.0%                        5.0%
                                 ------------------------    ------------------------    --------------------------
3.   Sales Information
     a.  Sales Price             N/A                         $6,550,000                  $6,675,000
                                 ------------------------    ------------------------    --------------------------
     b.  Sales Price PSF         N/A                         $97.89                      $88.16
                                 ------------------------    ------------------------    --------------------------
     c. Cap. Rate                N/A                         9.69%                       9.86%
                                 ------------------------    ------------------------    --------------------------
     d. Date                     N/A                         May 24,1994                 September 28, 1995
                                 ------------------------    ------------------------    --------------------------

     e.  NOI at time of Sale     N/A                         $634,797                    $657,896
                                 ------------------------    ------------------------    --------------------------
4.   Rank Relative to Subject
     (inferior, similar,
          superior)              N/A                         Similar                     Similar
                                 ------------------------    ------------------------    --------------------------


                                 COMPARABLE 3               COMPARABLE 4
                                 ------------               ------------
1.   Identification
     a.  Name                    One Norman Center          Paw Creek Commons

                                 -----------------------    --------------------
                                 19706 One Norman Blvd.     E/S Little Rock Rd.
     b.  Street Address                                     At Freedom Drive
                                 -----------------------    --------------------
     c.  City                    Cornelius, NC              Charlotte, NC
                                 -----------------------    --------------------
     d.  Distance from Subject   145 miles                  130 miles
                                 -----------------------    --------------------
2.   Attributes
     a.  Year Built              1993                       1996
                                 -----------------------    --------------------
     b.  Net sq. feet            54,185                     66,050
                                 -----------------------    --------------------
     c. # Buildings              1                          1
                                 -----------------------    --------------------
     d. # of Stories             1                          1
                                 -----------------------    --------------------
     e. Vacancy %                0.0%                       2.73%
                                 -----------------------    --------------------
3.   Sales Information
     a.  Sales Price             $4,650,000                 $5,120,000
                                 -----------------------    --------------------
     b.  Sales Price PSF         $85.82                     $77.52
                                 -----------------------    --------------------
     c. Cap. Rate                9.68%                      9.60%
                                 -----------------------    --------------------
     d. Date                     October 12, 1995           March 25, 1997
                                 -----------------------    --------------------

     e.  NOI at time of Sale     $450,188                   $517,412
                                 -----------------------    --------------------
4.   Rank Relative to Subject
     (inferior, similar,
          superior)              Superior                   Superior
                                 -----------------------    --------------------

Explain Ranking/Comments: The comparable sales are all superior to the subject property with respect to location. The subject property has a desirable tenant mix and has been well managed. The subject property has three stores, with each being occupied by high credit tenants on net leases. There are no local tenant spaces at the subject property. This type of development would be very attractive to investors, and a capitalization rate at the low end of the range would be justified.

COMPARABLE IMPROVED SALES

Comparable Sale No. 1
================================================================================


                               [GRAPHIC OMITTED]


TMS:                       6012 -1 -1
Name:                      St. Andrews Crossing
Location:                  817 St. Andrews Road, Columbia, SC
Grantor:                   Hayley-Redd, L.P.
Grantee:                   F.A.C. Properties
Deed Reference:            Book 1199, Page 331
Date:                      May 25, 1994
Sales Price:               $6,550,000
Adjusted Sales Price:      $6,550,000
Size building              66,910
Sales Price per S.F.:      $97.89
Size Land (Acres):         8.08
Size Land (S.F.):          351,965
Year Built:                1994
Land/Building Ratio:       5.26 to 1
Utilities:                 All Available
Zoning:                    Commercial
Financing:                 At Market
Effective Gross Income:    $686,905
EGIM:                      9.54
Net Operating Income:      $634,797
Overall Rate:              9.69%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:

This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2
================================================================================


                               [GRAPHIC OMITTED]


Name:                      Eastgate Shopping Center
Location:                  Northwest Corner of Whiskey Road & Eastgate Drive
                           Aiken, SC
Grantor:                   Southwest U.S. Retail, LP
Grantee:                   PDG Aiken Partners, LP
Deed Reference:            N/A
Date:                      September 28, 1995
Sales Price:               $6,675,000
Adjusted Sales Price:      $6,675,000
Size building:             75,716
Sales Price per S.F.:      $88.16
Size Land (Acres):         8.79
Size Land (S.F.):          382,892
Year Built:                1995
Land/Building Ratio:       5.06 to 1
Utilities:                 All Available
Zoning:                    Commercial
Financing:                 Cash to Seller
Effective Gross Income:    $782,704
EGIM:                      8.53
Net Operating Income:      $657,896
Overall Rate:              9.86%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:

Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3
================================================================================


                               [GRAPHIC OMITTED]


Name:                      One Norman Center
Location:                  19706 One Norman Boulevard
                           Cornelius, Mecklenburg County, NC
Grantor:                   One Norman Center, LP
Grantee:                   Lucky Realty
Deed Reference:            Book 8325, Page 721
Date:                      October 12, 1995
Sales Price:               $4,650,000
Adjusted Sales Price:      $4,650,000
Size building:             54,185
Sales Price per S.F.:      $85.82
Size Land (Acres):         5.69
Size Land (S.F.):          247,856
Year Built:                1993
Land/Building Ratio:       4.57 to 1
Utilities:                 All Public
Zoning:                    CUB-2
Financing:                 Cash to Seller
Gross Potential Income:    $474,591 - $8.76/SF
Effective Gross Income:    $474,591 - $8.76/SF
Gross Income Multiple:     9.80
EGIM:                      9.80
Net Operating Income:      $450,188 - $8.31/SF
Overall Rate:              9.68%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:

This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4
================================================================================


                               [GRAPHIC OMITTED]


TMS:                       59-231-22,23 pt.
Name:                      Paw Creek Commons
Location:                  East side of Little Rock Road at Freedom Drive
Grantor:                   Paw Creek, LLC
Grantee:                   Paw Creek Crossing Limited Partnership
Deed Reference:            Book 8988, Page 519
Date:                      March 25, 1997
Sales Price:               $5,120,000
Adjusted Sales Price:      $5,384,000
Size building:             66,050
Sales Price per S.F.:      $77.52
Size Land (Acres):         9.82
Size Land (S.F.):          427,759
Year Built:                1996
Land/Building Ratio:       6.48 to 1
Utilities:                 Municipal
Zoning:                    CC, Commercial Center
Financing:                 Cash to Seller
Effective Gross Income:    $552,054
Gross Income Multiple:     9.00
EGIM:                      9.27
Net Operating Income:      $517,412
Overall Rate:              9.61%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:

The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                                [GRAPHIC OMITTED]

                            MAP OF RENTAL COMPARABLES

                                [GRAPHIC OMITTED]

                        MAP OF IMPROVED SALES COMPARABLES

                               [GRAPHIC OMITTED]

                                   Site Plan

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 148

Property:  GOLDRUSH SHOPPING CENTER
           316 SOUTH MINE STREET
           MCCORMICK, SC
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
--------------------------------------------------------------------------------------------------------------------------
ECKERD'S #8079
F/K/A RITE AID #3332              683-10     7,680           09/20/93   09/30/03            6.90   10/01/93    52,992.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------
FOOD LION #1246
FOOD LION, INC.                   683-20    25,000           09/22/93   09/30/13            0.00                    0.00
                                                                                            5.55   10/01/93   138,750.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR STORES INC. #93
FAMILY DOLLAR STORES, INC.        683-30     7,020           08/24/93   12/31/02            4.64   09/01/93    32,550.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..    39,700                                Current Annual Base Rent    224,292.00
                              Available.         0
                              Total.....    39,700


-----------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION              REIMBURSEMENTS                        RENEWAL OPTIONS           PERCENT RENT
                                  Tax   Base    Ins    Base     CAM   Base                         per        Pcnt of   Amount  Nat
Tenant Name                      Recov  Year   Recov   Year    Recov  Year    Begin       End     SF/YR  Typ              Over  Brk
-----------------------------------------------------------------------------------------------------------------------------------
ECKERD'S #8079
F/K/A RITE AID #3332             Full      0  Full       0   Full       0  10/01/03    09/30/08    7.40       2.00    2,649,600  Y
                                                                           10/01/09    09/30/14    7.90       2.00            0  Y
                                                                           10/01/14    09/30/19    8.40       2.00            0  Y
                                                                           10/01/19    09/30/24    8.90       2.00            0  Y
                                                                           10/01/24    09/30/29    9.40       2.00            0  Y
                                                                           10/01/29    09/30/34    9.90       2.00            0  Y
-----------------------------------------------------------------------------------------------------------------------------------
FOOD LION #1246
FOOD LION, INC.                  Full      0   PRS    1994  Fixed       0  10/01/13    09/30/18    0.00       1.00            0  Y
                                                                           10/01/18    09/30/23    0.00       1.00   13,875,000  Y
                                                                           10/01/23    09/30/28    0.00       1.00            0  Y
                                                                           10/01/28    09/30/33    0.00       1.00            0  Y
-----------------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR STORES INC. #93
FAMILY DOLLAR STORES, INC.        PRS   1994   PRS    1994   Full       0  01/01/03    12/31/07    4.92       2.50    1,302,000  Y
                                                                           01/01/08    12/31/12    5.09       2.50            0  Y
                                                                           01/01/13    12/31/17    5.26       2.50            0  Y
                                                                           01/01/18    12/31/22    5.43       2.50            0  Y
-----------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY


                               [GRAPHIC OMITTED]

Subject Property Looking North


                               [GRAPHIC OMITTED]

Subject Property Looking East

                               [GRAPHIC OMITTED]

Subject Property Looking Northeast


                               [GRAPHIC OMITTED]

Rear Of Food Lion Looking West

                               [GRAPHIC OMITTED]

Rear Of Family Dollar Looking West


                               [GRAPHIC OMITTED]

Rear Of Eckerd Looking Southwest

                               [GRAPHIC OMITTED]

Entrance From U.S. Highway #221


                               [GRAPHIC OMITTED]

Entrance From U.S. Highway #221

                               [GRAPHIC OMITTED]

U.S. Highway #221 Looking Southeast

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                                LEXINGTON VILLAGE
                                 SHOPPING CENTER

                               205 Columbia Avenue
                   Lexington, Lexington County, South Carolina



                                   Prepared by

                           Michael B. Dodds, MAI, CCIM

                       Date of Market Study - May 9, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]

                                           May 9, 1997


Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:      Market Study
         Lexington Village
         205 Columbia Village
         Lexington, Lexington County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data were inspected by Michael B. Dodds, MAI, CCIM on May 9, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of an unanchored shopping center that contains 30,764 square feet of leasable area. The center was constructed in 1988, and the largest tenant is Sansbury Opticians, which occupies 4,845 square feet. The shopping center is currently 95.1% occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                                 Respectfully submitted,

                                                 O. MARSHALL DODDS COMPANY, INC.

                                                 /s/ Michael B. Dodds
                                                 --------------------
                                                 Michael B. Dodds, MAI, CCIM
                                                 State Certified General
                                                 Real Estate Appraiser (CG-543)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as: insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial spheres. The unemployment rate for Lexington County as of March, 1997 was 2.6 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject neighborhood is an established area located in Lexington, South Carolina. The neighborhood is generally the developments along Columbia Avenue, within Lexington. Developments in the immediate area consist of commercial type properties located along the major thoroughfares and residential uses on the secondary streets. The area just east of Lexington has grown considerably in recent years, due primarily to the availability of vacant land. The immediate area surrounding the subject is built up, with little land available for development. A new Eckerd drug store is under construction across Old Chapin Road from the subject. An established restaurant was purchased for $1,300,000 and demolished to create the drug store site. Other new construction in the Lexington area includes several medical clinics and a Wal-Mart Supercenter. The neighborhood around the Wal-Mart has developed rapidly as a result of the construction of the store.

Physical features are as follows:

1.  Site Size               4.073+/- Acres or 177,420 square feet

2.  Identity                Lexington County TMS# 4323-03-17

3.  Shape                   Irregular - Adequate

4.  Topography              Generally level, on grade with Columbia Avenue

5.  Accessibility           Good - Columbia Avenue and Old Chapin Road

6.  Utilities               Municipal

Physical Description

Building features are as follows:

1.  Size (net)              30,764 square feet

2.  Layout & Design         1 story, two buildings, one structure is located on
                            ground leased site. Design is functional

3.  Parking Spaces          N/A - Appears adequate

4.  Construction            Brick and glass front with concrete block on
                            side. Roof is built up composition.

Market Position and Marketability Conclusions

The subject property is located in a sub-market that is identified as Lexington. The demographics of this area are very attractive to most retailers, with the subdivisions expanding rapidly and the high income characteristics of Lake Murray neighborhoods. The largest new retail development is the new Wal-Mart Supercenter. The local shops at this center were 100 percent pre-leased upon completion of construction. In addition to the shopping centers, several freestanding drug stores have been built in the general area during 1996 and 1997. Shopping centers in the immediate area of the subject include Village Square and Town Square. These centers are experiencing vacancy levels similar to the sub-market.

According to the 1996 Central Carolina Business Review and Investment Guide, Lexington is a sixth largest retail sub-market containing 722,567 square feet or 5.5% of all retail space surveyed. The Winn-Dixie Shopping Center in South Congaree, with 44,000 square feet was to added to the sub-market. Twelve of the 158 completed retail shopping centers surveyed were in the Lexington area, with 46,190 square feet of space vacant for a vacancy rate of 6.4%, the fourth lowest vacancy rate in the ten areas. Twelve months earlier the vacancy rate was 8.1%, and 24 months earlier the vacancy rate was 11.1%. There is one center that is planned for this area, Lexington Place Phase II, on Sunset Boulevard at Old Cherokee Road. This center will add approximately 63,000 square feet to this market. The Wal-Mart Supercenter on Sunset Boulevard is nearing completion and will add 202,847 square feet to this submarket when completed. The average rental rate of a new lease in this area is $9.23 per square foot, up $ 0.23 per square foot from the last survey and up $ 0.43 per square foot from the survey two years ago.

The subject property is located in the west section of the city of Lexington. The neighborhood is an older area that is built up. Several of the oldest shopping centers in Lexington are in the neighborhood. These include the subject property, Town Square and Lexington K-Mart Center. There are other shopping centers that are located along Highway #378.

The Lexington K-Mart Center is anchored by K-Mart stores and the rental range for the shops is from $9.00 - $10.00 per square foot. The Village Square Shopping Center was renovated approximately two years ago and the Bi-Lo Store was expanded. The rental rates range from $8.00 to $10.00 per square foot. The Lexington Place Shopping Center has Publix Stores as the anchor tenant with shops. Phase II is planned for Lexington Place. The rental range for the shops is from $8.20 to $14.00 per square foot.

The subject property rental rates for the shops ranges from $8.00 to $12.45 per square foot. This is within the range of the rental rates for the shops in the comparable shopping centers. The vacancy rate at the subject was 4.9 percent on the date of inspection, and the center has historically maintained a high occupancy level. It should be mentioned that Wal-Mart will be vacating the store in Triangle Village to occupy the Wal-Mart Superstore after completion.The location of subject property is good, as it is in the highly traveled downtown area.

The subject property is an unanchored retail center. The subject would typically attract a different typical tenant than a standard shopping center due to it having no true anchor tenant. Tenants at the subject include an optician, a travel agency, a mail center, several restaurants, and a temporary personnel agency. The lower rental rates would attract these office/service tenants that would not be found in the large Wal-Mart Center. In general, the subject property is attractive and should compete well with the smaller shopping centers. Accessibility and location are positive factors affecting the marketability of the subject.

Trends

The subject property is located in the west section of the city of Lexington. This neighborhood is in the older, built up area, near downtown. Much of the new growth is occurring to the east of the subject, and this trend is expected to continue. The future of the subject is expected to include steady increases in rental rates, and stable occupancy rates. The single family developments in the Lexington area have grown rapidly, which should positively affect all retail centers.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                             SUBJECT             COMPARABLE 1               COMPARABLE 2
                                             -------             ------------               ------------
1.  Identification

    a.  Name                          Lexington Village          Lexington K-Mart           Village Square
                                      ----------------------     -----------------------    -----------------------
    b.  Street
                                      205 Columbia Avenue        N/S West Main Street       N/S Columbia Ave.
                                      ----------------------     -----------------------    -----------------------
    c.  City                          Lexington, SC              Lexington, SC              Lexington, SC
                                      ----------------------     -----------------------    -----------------------
    d.  Distance from subject         N/A                        1 mile                     2.0 miles
                                      ----------------------     -----------------------    -----------------------
    e.  Contact
                                      Edens & Avant, Inc.        Baker & Baker              Keenan Company
                                      ----------------------     -----------------------    -----------------------
    f.  Phone                         803-779-4420               803-254-8987               803-254-2300
                                      ----------------------     -----------------------    -----------------------
2.  Attributes

    a.  Year built                    1988                       1986                       1975 (Reh. 1994)
                                      ----------------------     -----------------------    -----------------------
    b.  Net sq. Ft.                   30,764                     78,000                     67,000
                                      ----------------------     -----------------------    -----------------------
    c.  # building                    1                          1                          1
                                      ----------------------     -----------------------    -----------------------
    d.  #stories                      1                          1                          1
                                      ----------------------     -----------------------    -----------------------
    e.  Avg. Floor plate size (SF),
            if office                 N/A                        N/A                        N/A
                                      ----------------------     -----------------------    -----------------------
    f.  # elevators                   N/A                        N/A                        N/A
                                      ----------------------     -----------------------    -----------------------
    g.  Parking                       Adequate                   Adequate                   Adequate
                                      ----------------------     -----------------------    -----------------------
    h.  Construction Type             Brick/Concrete Block       Brick/Concrete Block       Brick/Concrete Block
                                      ----------------------     -----------------------    -----------------------
    i.  Vacancy %                     4.9%                       0%                         11.94%

                                      ----------------------     -----------------------    -----------------------
    j.  Anchors, if Retail
                                      None                       K-Mart                     Bi-Lo
                                      ----------------------     -----------------------    -----------------------

                                      COMPARABLE 3                COMPARABLE 4
                                      ------------                ------------
1.  Identification

    a.  Name                          Lexington Place, PH. I      Towne Square
                                      -----------------------     -----------------------
    b.  Street                        N/S Sunset Blvd. at
                                      Old Cherokee Rd.            US HWY #1 @ Postal
                                      -----------------------     -----------------------
    c.  City                          Lexington, SC               Lexington, SC
                                      -----------------------     -----------------------
    d.  Distance from subject         2.5 miles                   1 mile
                                      -----------------------     -----------------------
    e.  Contact                       Holmes-Smith Dev. Co.       Bob Wright

                                      -----------------------     -----------------------
    f.  Phone                         803-748-1252                803-799-9683
                                      -----------------------     -----------------------
2.  Attributes

    a.  Year built                    1994                        1975
                                      -----------------------     -----------------------
    b.  Net sq. Ft.                   60,944                      76,000
                                      -----------------------     -----------------------
    c.  # building                    1                           1
                                      -----------------------     -----------------------
    d.  #stories                      1                           1
                                      -----------------------     -----------------------
    e.  Avg. Floor plate size (SF),
            if office                 N/A                         N/A
                                      -----------------------     -----------------------
    f.  # elevators                   N/A                         N/A
                                      -----------------------     -----------------------
    g.  Parking                       Adequate                    Adequate
                                      -----------------------     -----------------------
    h.  Construction Type             Brick/Concrete Block        Brick/Concrete Block
                                      -----------------------     -----------------------
    i.  Vacancy %                     0%                          8+%
                                                                   -
                                      -----------------------     -----------------------
    j.  Anchors, if Retail
                                      Publix                      Food Lion
                                      -----------------------     -----------------------

Comments:
These comparables are located in Lexington and nearby the subject. Comparable No. 1 is anchored by a K-Mart store. Comparable No. 4 is anchored by a Food Lion and is the oldest shopping center in the area. All of the comparables are larger than subject, but are considered similar. The subject property has a vacancy rate below the average for the sub-market.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                             SUBJECT              COMPARABLE 1                COMPARABLE 2
                                             -------              ------------                ------------

1.  Asking Rental Rate

     a. Anchor Space                  N/A                         N/A                         N/A
                                      -----------------------     -----------------------     ----------------------
     b. Shop Space                    $7.00 - $12.45              $9.00 - $10.00              $8.00 - $10.00
                                      -----------------------     -----------------------     ----------------------
2.  Lease Type (Gross/Net)            Triple Net                  Triple Net                  Triple Net
                                      -----------------------     -----------------------     ----------------------
3.  Rent Concessions                  None                        None                        None
                                      -----------------------     -----------------------     ----------------------
4.  Effective Rent                    $7.00 - $12.45              $9.00 - $10.00              $8.00 - $10.00
                                      -----------------------     -----------------------     ----------------------
5.  TI Allowance                      None                        None                        None
                                      -----------------------     -----------------------     ----------------------
6.  Expense Stop                      None                        None                        None
                                      -----------------------     -----------------------     ----------------------
7.  Length of Lease Term              3 - 5 years (shop)          3 - 5 years (shop)          3 -5 years (shop)
                                      -----------------------     -----------------------     ----------------------
8.  Commissions                       5.00% to 7.00%              5.00% to 7.00%              5.00% to 7.00%
                                      -----------------------     -----------------------     ----------------------
9.  Percentage Rent
     (per lease terms)
                                      N/A                         K-Mart                      Bi-Lo
                                      -----------------------     -----------------------     ----------------------
10. Historical Annual
     Absorption/sq.ft.                N/A                         N/A                         N/A
                                      -----------------------     -----------------------     ----------------------
11. Annual Operating Expense
     psf (Including taxes)            N/A                         N/A                         N/A
                                      -----------------------     -----------------------     ----------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)   N/A                         Superior                    Superior
                                      -----------------------     -----------------------     ----------------------

                                     COMPARABLE 3           COMPARABLE 4
                                     ------------           ------------
1.  Asking Rental Rate

     a.  Anchor Space                N/A                    N/A
                                     --------------------   ------------------
     b.  Shop Space                  $8.20 - $14.00         $4.00 - $7.50
                                     --------------------   ------------------
2.  Lease Type (Gross/Net)           Triple Net             Triple Net
                                     --------------------   ------------------
3.  Rent Concessions                 None                   None
                                     --------------------   ------------------
4.  Effective Rent                   $8.20 - $14.00         $4.00 - $7.50
                                     --------------------   ------------------
5.  TI Allowance                     None                   None
                                     --------------------   ------------------
6.  Expense Stop                     None                   None
                                     --------------------   ------------------
7.  Length of Lease Term             3 - 5 years (shop)     3-5 years (shop)
                                     --------------------   ------------------
8.  Commissions                      5.00% to 7.00%         5.00% - 7.00%
                                     --------------------   ------------------
9.  Percentage Rent
     (per lease terms)
                                     Publix                 Food Lion
                                     --------------------   ------------------
10. Historical Annual
     Absorption/sq.ft.               N/A                    N/A
                                     --------------------   ------------------
11. Annual Operating Expense
     psf (Including taxes)           N/A                    N/A
                                     --------------------   ------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)  Superior               Similar
                                     --------------------   ------------------


D. EXPLAIN RANKING/COMMENTS:

Comparables No. 2 and 3 are similar, but these are smaller shopping centers. Comparable No. 4 is similar to subject as they are located near each other and are older. After the completion of the new Wal-Mart Supercenter, Wal-Mart will vacate the premises in Triangle Village.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1


                                [GRAPHIC OMITTED]


Name:                                    Lexington K-Mart Shopping Center
Location:                                N/S West Main Street
                                         Lexington, SC
Year Built:                              1986
Total Size:                              78,000 SF
Vacant Space:                            0 SF
Vacancy Rate:                            0%
Rental Range:                            $9.00 to $10.00  per square foot
Tenant Expenses:                         Triple Net

Remarks:

The anchor tenant is K-Mart. Exposure and visibility are good. This center has always had high occupancy rates.

Comparable Rental No. 2



                                [GRAPHIC OMITTED]


Name:                                    Village Square Shopping Center
Location:                                N/S Columbia Avenue
                                         Lexington, SC
Year Built:                              1975 (Reh. 1994)
Total Size:                              67,000 SF
Vacant Space:                            8,000 SF
Vacancy Rate:                            11.94%
Rental Range:                            $8.00 - $10.00 per square foot
Tenant Expenses:                         Triple Net

Remarks:

The center was renovated two years ago. The Bi-Lo store was expanded.

Comparable Rental No. 3


                                [GRAPHIC OMITTED]


Name:                                    Lexington Place Shopping Center
Location:                                N/S Sunset Blvd. at Old Cherokee Blvd.
                                         Lexington, SC
Year Built:                              1994
Total Size:                              60,944 SF
Vacant Space:                            0 SF
Vacancy Rate:                            0%
Rental Range:                            $8.20 - $14.00  per square foot
Tenant Expenses:                         Triple Net

Remarks:

Publix is the anchor tenant with shops. Phase II is planned and will be built in 1997 or 1998. There are two outlots in this center.

Comparable Rental No. 4


                                [GRAPHIC OMITTED]


Name:                                    Towne Square
Location:                                US HWY #1 @ Postal Lane
                                         Lexington, SC
Year Built:                              1975
Total Size:                              76,000 SF
Vacant Space:                            3,000 SF
Vacancy Rate:                             8%
Local Rent Range:                        $4.00 - $7.50 per square foot
Tenant Expenses:                         Triple Net

Remarks:

This is an older center anchored by Food Lion. There are a total of 13 tenants. A renovation was completed in 1987.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLES

                                         SUBJECT             COMPARABLE 1                COMPARABLE 2
                                         -------             ------------                ------------
1.   Identification

     a.  Name                    Lexington Village           St. Andrews Crossing        Pastime Pavilion
                                 ------------------------    ------------------------    --------------------------
     b.  Street Address          205 Columbia Avenue         817 St. Andrews Road        929 North Lake
                                 ------------------------    ------------------------    --------------------------
     c.  City                    Lexington, SC               Columbia, SC                Lexington, SC
                                 ------------------------    ------------------------    --------------------------
     d.  Distance from Subject   N/A                         10 miles                    3 miles
                                 ------------------------    ------------------------    --------------------------
2.  Attributes

     a.  Year Built              1988                        1994                        1990
                                 ------------------------    ------------------------    --------------------------
     b.  Net sq. feet            30,764                      66,910                      36,903
                                 ------------------------    ------------------------    --------------------------
     c.  # Buildings             2                           1                           1
                                 ------------------------    ------------------------    --------------------------
     d.  # of Stories            1                           1                           1
                                 ------------------------    ------------------------    --------------------------
     e.  Vacancy %               4.9%                        0.0%                        22%
                                 ------------------------    ------------------------    --------------------------
3.  Sales Information

     a.  Sales Price             N/A                         $6,550,000                  $1,900,000
                                 ------------------------    ------------------------    --------------------------
     b.  Sales Price PSF         N/A                         $97.89                      $51.49
                                 ------------------------    ------------------------    --------------------------
     c.  Cap. Rate               N/A                         9.69%                       10.23%
                                 ------------------------    ------------------------    --------------------------
     d.  Date                    N/A                         May 24,1994                 November 1, 1996
                                 ------------------------    ------------------------    --------------------------
     e.  NOI at time of Sale     N/A                         $634,797                    $194,294

                                 ------------------------    ------------------------    --------------------------
4.  Rank Relative to Subject     N/A                         Superior                    Superior
(inferior, similar,
          superior)
                                 ------------------------    ------------------------    --------------------------

                                 COMPARABLE 3               COMPARABLE 4
                                 ------------               ------------

1.   Identification

     a.  Name                    One Norman Center        Murraywood Center
                                 -----------------------  ----------------------
     b.  Street Address          19706 One Norman Blvd.   7001 St. Andrews Road
                                 -----------------------  ----------------------
     c.  City                    Cornelius, NC            Irmo, SC
                                 -----------------------  ----------------------
     d.  Distance from Subject   115 miles                10 miles
                                 -----------------------  ----------------------
2.  Attributes

     a.  Year Built              1993                     1987
                                 -----------------------  ----------------------
     b.  Net sq. feet            54,185                   35,800
                                 -----------------------  ----------------------
     c.  # Buildings             1                        1
                                 -----------------------  ----------------------
     d.  # of Stories            1                        1
                                 -----------------------  ----------------------
     e.  Vacancy %               0.0%                     5.6%
                                 -----------------------  ----------------------
3.  Sales Information

     a.  Sales Price             $4,650,000               $2,020,000
                                 -----------------------  ----------------------
     b.  Sales Price PSF         $85.82                   $56.42
                                 -----------------------  ----------------------
     c.  Cap. Rate               9.68%                    10.75%
                                 -----------------------  ----------------------
     d.  Date                    October 12, 1995         November 13, 1995
                                 -----------------------  ----------------------
     e.  NOI at time of Sale     $450,188                 $217,085

                                 -----------------------  ----------------------
4.  Rank Relative to Subject     Superior                 Superior
(inferior, similar,
          superior)
                                 -----------------------  ----------------------

Explain Ranking/Comments: The comparable sales are all superior to the subject property with respect to location and condition. It is likely that the capitalization rate for the subject property would be 25 to 50 basis point higher than the sales #1 and #3. Sales #2 and #4 are most similar, due to there being no anchor tenant at these properties.

COMPARABLE IMPROVED SALES

Comparable Sale No. 1



                                [GRAPHIC OMITTED]


TMS:                            6012 -1 -1
Name:                           St. Andrews Crossing
Location:                       817 St. Andrews Road, Columbia, SC
Grantor:                        Hayley-Redd, L.P.
Grantee:                        F.A.C. Properties
Deed Reference:                 Book 1199, Page 331
Date:                           May 25, 1994
Sales Price:                    $6,550,000
Adjusted Sales Price:           $6,550,000
Size building                   66,910
Sales Price per S.F.:           $97.89
Size Land (Acres):              8.08
Size Land (S.F.):               351,965
Year Built:                     1994
Land/Building Ratio:            5.26 to 1
Utilities:                      All Available
Zoning:                         Commercial
Financing:                      At Market
Effective Gross Income:         $686,905
EGIM:                           9.54
Net Operating Income:           $634,797
Overall Rate:                   9.69%
Verification:                   Public Records
Type of Purchaser:              Private Investor

Comments:
This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2


                                [GRAPHIC OMITTED]


Name:                           Pastime Pavilion
Location:                       929 North Lake Drive
                                Lexington, SC
Grantor:                        Dixie South Land Development Corp.
Grantee:                        Brigham Realty & Investment
Date:                           November 1, 1996
Sales Price:                    $1,852,500
Adjusted Sales Price:           $1,900,000
Size building:                  36,903
Sales Price per S.F.:           $51.49
Size Land (Acres):              5.23
Size Land (S.F.):               227,819
Year Built:                     1990
Land/Building Ratio:            6.17 to 1
Utilities:                      All Available
Zoning:                         Commercial
Financing:                      Cash to Seller
Effective Gross Income:         $250,577
EGIM:                           7.58
Net Operating Income:           $194,294
Overall Rate:                   10.23%
Verification:                   Public Records
Type of Purchaser:              Private Investor

Comments:
This is a neighborhood shopping center that was constructed in 1990. The primary tenant is a theater. An expansion of the theater was planned by the buyer. Parking is considered adequate. The occupancy at the time of sale was 22 percent. Adjusted price reflects a rent abatement/"investment" in theater.

Comparable Sale No. 3



                                [GRAPHIC OMITTED]


Name:                           One Norman Center
Location:                       19706 One Norman Boulevard
                                Cornelius, Mecklenburg County, NC
Grantor:                        One Norman Center, LP
Grantee:                        Lucky Realty
Deed Reference:                 Book 8325, Page 721
Date:                           October 12, 1995
Sales Price:                    $4,650,000
Adjusted Sales Price:           $4,650,000
Size building:                  54,185
Sales Price per S.F.:           $85.82
Size Land (Acres):              5.69
Size Land (S.F.):               247,856
Year Built:                     1993
Land/Building Ratio:            4.57 to 1
Utilities:                      All Public
Zoning:                         CUB-2
Financing:                      Cash to Seller
Gross Potential Income:         $474,591 - $8.76/SF
Effective Gross Income:         $474,591 - $8.76/SF
Gross Income Multiple:          9.80
EGIM:                           9.80
Net Operating Income:           $450,188 - $8.31/SF
Overall Rate:                   9.68%
Verification:                   Public Records
Type of Purchaser:              Private Investor

Comments:

This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4



                                [GRAPHIC OMITTED]


TMS:                            2715-2-1
Name:                           Murraywood Center
Location:                       7001 St. Andrews Road
                                Irmo, SC
Grantor:                        LPC of SC, Inc.
Grantee:                        Coldwater Portfolio Investors, LLC
Deed Reference:                 Book 3539, Page 84
Date:                           November 13, 1995
Sales Price:                    $2,020,000
Adjusted Sales Price:           $2,020,000
Size building:                  35,800
Sales Price per S.F.:           $56.42
Size Land (Acres):              4.092
Size Land (S.F.):               178,248
Year Built:                     1987
Land/Building Ratio:            4.98 to 1
Utilities:                      Municipal
Zoning:                         CG, General Commercial
Financing:                      Cash to Seller
Effective Gross Income:         $290,131
EGIM:                           6.96
Net Operating Income:           $217,085
Overall Rate:                   10.75%
Verification:                   Public Records
Type of Purchaser:              Private Investor

Comments:
New rents on shops range from $10.00 to $11.00 per square foot. The center was originally designed as a specialty center, and has over time attracted more office users. The center has good visibility and is of above average condition.

ADDENDA

o      Comparables Rental Map
o      Comparables Sales Map
o      Building Layout
o      Rent Roll
o      Photographs of Subject

                                [GRAPHIC OMITTED]

                             Rental Comparables Map

                                [GRAPHIC OMITTED]

                          Comparable Improved Sales Map

                                [GRAPHIC OMITTED]

                                   Site Plan

Date: 04/08/97                 EDENS & AVANT, INC.                     Page  93
                             Retail Custom Rent Roll

Property:   LEXINGTON VILLAGE
            205 COLUMBIA AVENUE
            LEXINGTON, SC 29072-0000
Column Legends:
      Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                       LEASE TERM                        RENT INFORMATION
                                                                                             per                  Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin   Base Rent
--------------------------------------------------------------------------------------------------------------------------
TCBY YOGURT, INC.
DWIGHT FRIERSON                  639-    10     1,500          07/01/88    06/30/98           0.00                    0.00
                                                                                             13.37   07/01/92    20,052.00
--------------------------------------------------------------------------------------------------------------------------
FLIGHT DECK RESTAURANT
TED STOMBOLITIS                  639-    20     2,000          07/01/94    06/30/99           0.00                    0.00
                                                                                              0.00                    0.00
                                                                                              0.00                    0.00
                                                                                              0.00                    0.00
                                                                                              6.75   02/01/93    13,500.00
                                                                                              7.16   07/01/97    14,310.00
--------------------------------------------------------------------------------------------------------------------------
SANSBURY OPTICIANS INC.
RAY A. SANSBURY                  639-    30     4,845          12/01/96    11/30/99           8.25   01/01/92    39,971.28
                                                                                              8.50   12/01/96    41,182.44
--------------------------------------------------------------------------------------------------------------------------
MOOVIES OF THE CAROLINAS INC.
PIC-A-FLICK INTERNATIONAL INC.   639-    50     4,505          04/24/95    04/30/98           7.00   05/01/95    31,535.04
--------------------------------------------------------------------------------------------------------------------------
LITTLE CAESAR'S PIZZA #107
CBS FOODS, INC.                  639-    60     1,560          12/01/93    11/30/98           0.00                    0.00
                                                                                              0.00                    0.00
                                                                                              9.50   12/01/93    14,820.00
                                                                                             10.00   12/01/96    15,600.00
--------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over    Brk
------------------------------------------------------------------------------------------------------------------------------------
TCBY YOGURT, INC.
DWIGHT FRIERSON                  PRS   1988    PRS   1988    Full      0   07/01/93    06/30/98    13.37       0.00         0
                                                                                                    0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
FLIGHT DECK RESTAURANT
TED STOMBOLITIS                  Full     0    Full     0    Full      0   07/01/99    06/30/04     0.00       0.00         0
                                                                           07/01/04    06/30/09     0.00       0.00         0
                                                                           07/01/09    06/30/14     0.00       0.00         0
                                                                                                    0.00       0.00         0
                                                                                                    0.00       0.00         0
                                                                                                    0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
SANSBURY OPTICIANS INC.
RAY A. SANSBURY                  PRS   1989    PRS   1989    Full      0                            0.00       0.00         0
                                                                                                    0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
MOOVIES OF THE CAROLINAS INC.
PIC-A-FLICK INTERNATIONAL INC.   Full     0    Full     0    Full      0                            0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
LITTLE CAESAR'S PIZZA #107
CBS FOODS, INC.                  Full     0    Full     0    Full      0   12/01/98    11/30/03     0.00       0.00         0
                                                                           12/01/03    11/30/08     0.00       0.00         0
                                                                                                    0.00       0.00         0
                                                                                                    0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------

Date: 04/08/97                 EDENS & AVANT, INC.                     Page  94
                             Retail Custom Rent Roll

Property:   LEXINGTON VILLAGE
            205 COLUMBIA AVENUE
            LEXINGTON, SC 29072-0000
Column Legends:
      Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                       LEASE TERM                        RENT INFORMATION
                                                                                             per                  Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin   Base Rent
--------------------------------------------------------------------------------------------------------------------------
ADIA
SOUTHERN TEMPORARY PERSONNEL     639-    70     2,080          06/29/96    06/30/01           9.59   09/01/92    19,950.00
                                                                                              6.34   09/01/93    13,181.28
                                                                                              6.51   09/01/94    13,537.56
                                                                                              6.68   09/01/95    13,893.72
                                                                                             12.45   07/01/96    25,896.00
--------------------------------------------------------------------------------------------------------------------------
PERSONAL BEST
COOKS PERSONAL BEST OF LEXING    639-    80     1,560          09/01/94    08/30/97           9.00   09/01/94    14,040.00
                                                                                              9.25   09/01/95    14,430.00
                                                                                              9.50   09/01/96    14,820.00
--------------------------------------------------------------------------------------------------------------------------
GLOBAL CRUISE & TRAVEL, INC.
GLOBAL CRUISE & TRAVEL, INC.     639-    90     2,015          11/01/95    10/31/98           9.00   11/01/95    18,135.00
--------------------------------------------------------------------------------------------------------------------------
MAIL CENTER USA
CHARLES H. MYRICK                639-   100     1,575          06/01/94    05/31/99           9.00   12/01/91    14,175.00
                                                                                              0.00                    0.00
                                                                                              9.00   07/01/94    14,175.00
--------------------------------------------------------------------------------------------------------------------------
COMMERCIAL CREDIT CORP. #558
COMMERCIAL CREDIT CORPORATION    639-   110     1,590          04/01/97    03/31/00           0.00                    0.00
                                                                                              0.00                    0.00
                                                                                              8.69   05/01/91    13,815.00
                                                                                              9.20   04/01/94    14,628.00

------------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over    Brk
------------------------------------------------------------------------------------------------------------------------------------
ADIA
SOUTHERN TEMPORARY PERSONNEL    Full     0    Full     0    Full      0                            0.00       0.00         0
                                                                                                   0.00       0.00         0
                                                                                                   0.00       0.00         0
                                                                                                   0.00       0.00         0
                                                                                                   0.00       0.00         0
-----------------------------------------------------------------------------------------------------------------------------------
PERSONAL BEST
COOKS PERSONAL BEST OF LEXING   Full     0    Full     0    Full      0                            0.00       5.00   280,800     Y
                                                                                                   0.00       5.00   288,600     Y
                                                                                                   0.00       5.00   296,400     Y
-----------------------------------------------------------------------------------------------------------------------------------
GLOBAL CRUISE & TRAVEL, INC.
GLOBAL CRUISE & TRAVEL, INC.    Full     0    Full     0    Full      0                            0.00       0.00         0
-----------------------------------------------------------------------------------------------------------------------------------
MAIL CENTER USA
CHARLES H. MYRICK               Full     0    Full     0    Full      0    06/01/99    05/31/04    0.00       5.00   283,500     Y
                                                                                                   0.00       5.00         0     Y
                                                                                                   0.00       5.00   283,500     Y
-----------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL CREDIT CORP. #558
COMMERCIAL CREDIT CORPORATION   Full     0    Full     0    Full      0    04/01/94    03/31/97    0.00       0.00         0
                                                                                                   0.00       0.00         0
                                                                                                   0.00       0.00         0
                                                                                                   0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------

Date: 04/08/97                 EDENS & AVANT, INC.                     Page  95
                             Retail Custom Rent Roll

Property:   LEXINGTON VILLAGE
            205 COLUMBIA AVENUE
            LEXINGTON, SC 29072-0000
Column Legends:
      Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                       LEASE TERM                        RENT INFORMATION
                                                                                             per                  Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin   Base Rent
--------------------------------------------------------------------------------------------------------------------------
COMMERCIAL CREDIT CORP. #558
COMMERCIAL CREDIT CORPORATION    639-   110     1,590          04/01/97    03/31/00          10.00   04/01/97    15,900.00
--------------------------------------------------------------------------------------------------------------------------
SUB STATION II
MICHAEL A. TILL                  639-   120     1,335          06/01/94    05/31/97           0.00                    0.00
                                                                                              9.00   10/01/91    12,015.00
--------------------------------------------------------------------------------------------------------------------------
Available
                                 639-   130     1,500                                         0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------
NATIONSCREDIT FINANCIAL SERV.
NATIONSCREDIT FINANCIAL SERVI    639-   140     1,425          08/01/96    07/31/99           9.25   08/01/96    13,181.16
                                                                                              0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------
BEAUTIFUL NAILS
BEAUTIFUL NAILS                  639-   150     1,360          06/01/94    05/31/97           9.00   06/01/94    12,240.00
--------------------------------------------------------------------------------------------------------------------------
LEXINGTON CAMERA
CHARLES EDWARD JERNIGAN/JACKS    639-   160     1,098          06/01/93    05/31/99           0.00                    0.00
                                                                                              0.00                    0.00
                                                                                              9.23   06/01/93    10,140.00
                                                                                              9.50   06/01/96    10,431.00
--------------------------------------------------------------------------------------------------------------------------
DELUXE CLEANERS
ARROWOOD DISTRIBUTORS, INC.      639-   170       816          02/01/95    01/31/98          11.00   02/01/95     8,976.00
                                                                                              0.00                    0.00
                                                                                              0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------
RUSH'S FOOD SYSTEMS, INC.
                                 639-   500         0   P      01/01/98    12/31/99           0.00   01/01/95       500.00
--------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..       29,264                                Current Annual Base Rent   268,138.64
                              Available.        1,500
                              Total.....       30,764

------------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over    Brk
------------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL CREDIT CORP. #558
COMMERCIAL CREDIT CORPORATION    Full     0    Full     0    Full      0                            0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
SUB STATION II
MICHAEL A. TILL                  Full     0    Full     0    Full      0    06/01/97   05/31/00     0.00       0.00         0
                                                                                                    0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
Available
                                          0             0              0                            0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
NATIONSCREDIT FINANCIAL SERV.
NATIONSCREDIT FINANCIAL SERVI    Full     0    Full     0    Full      0    08/01/99    07/31/02    0.00       0.00         0
                                                                                                    0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
BEAUTIFUL NAILS
BEAUTIFUL NAILS                  Full     0    Full     0    Full      0                            0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
LEXINGTON CAMERA
CHARLES EDWARD JERNIGAN/JACKS    Full     0    Full     0    Full      0    06/01/96    05/31/99    0.00       0.00         0
                                                                            06/01/99    05/31/04    0.00       0.00         0
                                                                                                    0.00       0.00         0
                                                                                                    0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------
DELUXE CLEANERS
ARROWOOD DISTRIBUTORS, INC.      Full     0    Full     0    Full      0    02/01/98    01/31/01   12.00       5.00   179,500     Y
                                                                            02/01/01    01/31/04   13.00       5.00         0     Y
                                                                                                    0.00       5.00         0     Y
------------------------------------------------------------------------------------------------------------------------------------
RUSH'S FOOD SYSTEMS, INC.
                                 Full     0    Full     0    Full      0                            0.00       0.00         0
------------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY


                                [GRAPHIC OMITTED]

Subject Property Looking Northeast


                                [GRAPHIC OMITTED]

Subject Property Looking Northwest

                                [GRAPHIC OMITTED]

Subject Property Looking North


                                [GRAPHIC OMITTED]

Subject Property Looking Northeast

                                [GRAPHIC OMITTED]

Rear of Subject Property


                                [GRAPHIC OMITTED]

Rear Of Subject Property

                                [GRAPHIC OMITTED]

Columbia Avenue Looking East


                                [GRAPHIC OMITTED]

Old Chapin Road Looking North

                                [GRAPHIC OMITTED]

Old Chapin Road Looking South

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                                 MITCHELL PLAZA
                                 SHOPPING CENTER

                            215 West Columbia Avenue
                   Batesburg, Lexington County, South Carolina


                                   Prepared by
                           Michael B. Dodds, MAI, CCIM
                       Date of Market Study - May 16, 1997

                [LETTERHEAD OF O. MARSHALL DODDS COMPANY, INC.]


                                                May 16, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:    Market Study
       Mitchell Plaza
       215 West Columbia Avenue
       Batesburg, Lexington County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. The analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data were inspected by Michael B. Dodds, MAI, CCIM on May 16, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 39,970 square feet of leasable area. The center was constructed in 1987. The anchor tenant is Food Lion, which occupies 25,000 square foot. The shopping center local stores are currently 100 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                            Respectfully submitted,

                                            O. MARSHALL DODDS COMPANY, INC.


                                            /s/ Michael B. Dodds
                                            ----------------------------------

                                            Michael B. Dodds, MAI, CCIM
                                            State Certified General
                                            Real Estate Appraiser (CG-356)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

The subject property is located in Batesburg, approximately 32 miles southwest of Columbia and 28 miles northwest of Aiken, South Carolina. Batesburg is a small town, having a population of approximately 4,000. The economic base of the Batesburg area is relatively diverse, with a mix of manufacturing and agricultural employment. Manufacturing employers in the area include Columbia Farms with 1,300 employees and Union Switch and Signal with 500 employees. Many of the residents of the Batesburg area commute to Columbia and Aiken every day. Others are employed at the Department of Energy's Savannah River Site, in the lower portion of Aiken County.

The unemployment rates for Lexington and Saluda Counties as of March, 1997 were
2.6 percent and 4.8 percent respectively, while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject neighborhood is an established area near the east central portion of the downtown area of Batesburg. The immediate neighborhood has had very little new development in recent years. Developments in the immediate area consist of commercial type properties located along the major roads and residential uses on the secondary streets. U.S. Highway #1 is a main road leading into the downtown region, and connects Batesburg with Lexington and Columbia to the northeast, and Aiken to the south. Many of the single family residential structures in the downtown area have been converted to office and retail uses. The general population of the residential areas surrounding the subject can be described as moderate to middle income. In general, the area is expected to grow at a slow but steady rate in the near future.

Physical features are as follows:


1.  Site Size              6.37 Acres
2.  Identity               Lexington County TMS# 7023-01-003
3.  Shape                  Generally rectangular - Adequate
4.  Topography             Generally level, on  grade with West Columbia Avenue
5.  Accessibility          Good - West Columbia Avenue
6.  Utilities              Municipal

Physical Description

Building features are as follows:


1.  Size (net)             39,970  square feet
2.  Layout & Design        1 story, one building.  Design is functional
3.  Parking Spaces         Approximately 183 (4.6 spaces per 1,000 SF of
                           building area)
4.  Construction           Brick and glass front with concrete block on
                           side. Roof is built up composition.

Market Position and Marketability Conclusions

The subject property is located on U.S. Highway #1 in the downtown area of Batesburg. There are few new traditional shopping centers in this area. U.S. Highway #1 is also known as Columbia Avenue, and leads into the central business district, and connects the area with Columbia to the northeast. The subject retail market is the Batesburg - Leesville sub-market.

According to the 1996 Central Carolina Business Review and Investment Guide, Batesburg - Leesville is the second smallest retail sub-market containing 160,200 square feet or 1.3 percent of all retail space surveyed. Three of the 158 completed retail shopping centers surveyed were in the Batesburg - Leesville area, with 9,750 square feet of space vacant for a vacancy rate of 6.1 percent, the second lowest vacancy rate in the ten areas. Twelve months earlier the vacancy rate was 7.9 percent, and 24 months earlier the vacancy rate was also
7.9 percent. The average rental rate of a new lease in this area is $6.12 per square foot, the same as the last survey and down $0.25 per square foot from the survey two years ago. The survey reports no proposed or planned shopping centers for the sub-market.

The Batesburg Plaza shopping center was built in 1987 and is located in the immediate neighborhood. Anchor tenants include Winn Dixie, Maxway and Farmers Furniture. Approximately 2,250 square feet are available, with rental rates ranging from $5.50 to $6.00 per square foot.

The Twin City shopping center is anchored by Bi-Lo, Revco and Family Dollar, and was built in 1986. This center is located directly across Columbia Avenue from the subject property. On the date of inspection, the local shops in this center were approximately 75 percent occupied. This shopping center is 54,130 square feet, and rental rates are generally in the range of $5.00 to $6.00 per square foot.

There are only three shopping centers in the Batesburg - Leesville area, including the subject property. Larger department stores and regional shopping centers are located in Aiken to the southeast, and Columbia to the northeast. These centers are not considered to be competitive with the subject property, and therefore only the local centers will be analyzed. In general, the Batesburg
- Leesville retail market serves the immediate town population and nearby rural areas. The publication Shopping Center Directory 1996, published by Urban Decision Systems, includes a listing of market population estimates made by the individual center managers. Two of the three shopping centers in the Batesburg - Leesville market listed market population estimates, with both being 20,000.

The tenant mix at the subject property and the comparables is typical, and tenant turnover at these centers appears to be average. The subject property is 100 percent leased, and the market overall appears to be relatively strong. Rental rates have remained steady, and no proposed retail construction was discovered. Vacancy levels have declined over the last 24 months. The economy of Batesburg - Leesville is such that the demand for retail space should continue to increase moderately.

Trends

The subject property is located in the downtown area of Batesburg - Leesville. The neighborhood is built up, with few large tracts of vacant land available for development. The immediate area and surrounding rural regions provide a good population base for the retailers at the subject property, and this demand is expected to continue. The traffic count along U.S. Highway #1 provides good exposure for the subject property, and the subject is accessible from surrounding areas. The rental rates at the subject property are within the range of the comparables, and should maintain a competitive position in the marketplace. No detrimental conditions were discovered which should have a negative impact on the future of the subject property.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                        SUBJECT            COMPARABLE 1          COMPARABLE 2          COMPARABLE 3
                                        -------            ------------          ------------          ------------
1.  Identification

     a.  Name                                                                Twin City Shopping
                                 Mitchell Plaza        Batesburg Plaza       Center                Lexington Village
                                 --------------------  --------------------  --------------------  --------------------
     b.  Street                  215 W. Columbia Ave.  252 W. Columbia Ave.  US #1 at Hwy #178     205 Columbia Ave
                                 --------------------  --------------------  --------------------  --------------------
     c.  City                    Batesburg, SC         Batesburg, SC         Batesburg, SC         Lexington, SC
                                 --------------------  --------------------  --------------------  --------------------
     d.  Distance from subject   N/A                   .25  miles            2  miles              N/A
                                 --------------------  --------------------  --------------------  --------------------
     e.  Contact                 Edens & Avant         Workman Realtors      Garrett and Garrett   Edens & Avant, Inc.
                                 --------------------  --------------------  --------------------  --------------------
     f.  Phone                   (803)779-4420         (704) 563-0438        (864)862-3501         803-779-4420
                                 --------------------  --------------------  --------------------  --------------------
2.  Attributes

     a.  Year built              1987                  1971/87 renovation    1985                  1988
                                 --------------------  --------------------  --------------------  --------------------
     b.  Net sq. Ft.             39,970                68,238                54,130                30,764
                                 --------------------  --------------------  --------------------  --------------------
     c.  # building              One                   One                   One                   1
                                 --------------------  --------------------  --------------------  --------------------
     d.  # stories               One                   One                   One                   1
                                 --------------------  --------------------  --------------------  --------------------
     e.  Avg. Floor plate size   N/A                   N/A                   N/A
         (sq. Ft.), if office                                                                      N/A
                                 --------------------  --------------------  --------------------  --------------------
     f.  # elevators             N/A                   N/A                   N/A                   N/A
                                 --------------------  --------------------  --------------------  --------------------
     g.  Parking                 Adequate              Adequate              Adequate              Adequate
                                 --------------------  --------------------  --------------------  --------------------
     h.  Construction Type       Brick/Concrete Block  Brick/Concrete Block  Brick/Concrete Block  Brick/Concrete Block
                                 --------------------  --------------------  --------------------  --------------------
     I.  Vacancy %               0%                    50%                   25%                   4.9%
                                 --------------------  --------------------  --------------------  --------------------
                                                       Winn-Dixie, Maxway,
     j.  Anchors, if Retail       Food Lion, Eckerd's   Farmers Furniture     Bi-Lo, Revco          None
                                 --------------------  --------------------  --------------------  --------------------

Comments: Comparable #1 only has 4,500 square feet of local shops, with 2,250 square feet being vacant. Comparable #2 has approximately 31,400 square feet of local shops, with 7,500 square feet vacant. Comparable #3 is similar to the subject with respect to size, although is located in a larger market. The higher rental rates reflect the more desirable location. No recent retail development has occurred. No planned retail construction was discovered during the primary research. A fourth comparable was not used due to the size of the market.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                             SUBJECT            COMPARABLE 1         COMPARABLE 2          COMPARABLE 3
                                             -------            ------------         ------------          ------------
1.  Asking Rental Rate
     a.  Anchor Space                 N/A                    N/A                  N/A                  N/A
                                      ---------------------  -------------------  -------------------  --------------------
     b.  Shop Space                   $6.00 - $8.50/SF       $5.50 - $6.00/SF     $4.00 - $7.00/SF     $7.00 - $12.45/SF
                                      ---------------------  -------------------  -------------------  --------------------
2.  Lease Type (Gross/Net)            Triple Net             Triple Net           Triple Net           Triple Net
                                      ---------------------  -------------------  -------------------  --------------------
3.  Rent Concessions                  None                   Minimal              Minimal              None
                                      ---------------------  -------------------  -------------------  --------------------
4.  Effective Rent                    $6.00 - $8.50/SF       $5.50 - $6.00/SF     $4.00 - $7.00/SF     $7.00 - $12.45/SF
                                      ---------------------  -------------------  -------------------  --------------------
5.  TI Allowance                      None                   None                 None                 None
                                      ---------------------  -------------------  -------------------  --------------------
6.  Expense Stop                      None                   None                 None                 None
                                      ---------------------  -------------------  -------------------  --------------------
7.  Length of Lease Term              3 - 5 years (shops)    1 - 5 years (shops)  1 - 5 years (shops)  3 - 5 years (shop)
                                      ---------------------  -------------------  -------------------  --------------------
8.  Commissions                       5.00% - 7.00%          5.00% - 7.00%        5.00% - 7.00%        5.00% to 7.00%
                                      ---------------------  -------------------  -------------------  --------------------
9.  Percentage Rent                   Food Lion , Eckerd's,
      (per lease terms)               Cato                   Winn-Dixie           Bi-Lo                N/A
                                      ---------------------  -------------------  -------------------  --------------------
10. Historical Annual
      Absorption/sq.ft.               N/A                    N/A                  N/A                  N/A
                                      ---------------------  -------------------  -------------------  --------------------
11. Annual Operating Expense  psf
(Including taxes)                     N/A                    N/A                  N/A                  N/A
                                      ---------------------  -------------------  -------------------  --------------------
C.  RANK RELATIVE TO
SUBJECT
      (inferior,
        similar, superior)            N/A                    Similar              Similar              Superior
                                      ---------------------  -------------------  -------------------  --------------------

D. EXPLAIN RANKING/COMMENTS: Comparable #2 is located across Columbia avenue from the subject property. Comparable #1 has minimal local space available. The physical characteristics of the comparables and the subject are considered to be similar. Leasing commissions are typically cashed out in this market.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================

                               [GRAPHIC OMITTED]

Name:                                    Batesburg Plaza
Location:                                252 West Columbia Avenue
                                         Batesburg, SC
Year Built:                              1971/87
Total Size:                              68,238 SF
Vacant Space:                            2,250
Vacancy Rate:                            50% locals
Rental Range:                            $5.50 - $6.00/ SF
Tenant Expenses:                         Triple Net

Remarks:

This shopping center has three large anchor stores, including a 30,944 square foot Winn-Dixie, a 16,576 square foot Maxway, and a 16,576 square foot Farmers Furniture Store. There is only 4,500 square feet of local shops.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]

Name:                                    Twin City Shopping Center
Location:                                U.S. Highway #1 at Highway #178
                                         Batesburg, South Carolina
Year Built:                              1985
Total Size:                              54,130 SF
Vacant Space:                            7,500 SF
Vacancy Rate:                            25%
Rental Range:                            $4.00 - $7.00/SF
Tenant Expenses:                         Triple Net

Remarks:

The anchor tenant is Bi-Lo with approximately 22,720 square feet. Additional tenants include Revco, Advance Auto Parts, and Family Dollar. This center is located across Columbia Avenue from the subject property.

Comparable Rental No. 3
================================================================================

                               [GRAPHIC OMITTED]

Name:                                    Lexington Village Shopping Center
Location:                                205 Columbia Avenue.
                                         Lexington, South Carolina
Year Built:                              1988
Total Size:                              30,764 SF
Vacant Space:                            1,500 SF
Vacancy Rate:                            4.9 % locals
Rental Range:                            $8.00 - $12.45/SF
Tenant Expenses:                         Triple Net

Remarks:

This unanchored center is located in the downtown area of Lexington. The property is an established center that has reportedly maintained a high occupancy rate in recent years. The property overall is in good condition.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLES

                                         SUBJECT  COMPARABLE 1          COMPARABLE 2        COMPARABLE 3       COMPARABLE 4
                                         -------  ------------          ------------        ------------       ------------
1.   Identification
     a.  Name                   Mitchell Plaza   St. Andrews Crossing  Eastgate Center     One Norman Center  Paw Creek Commons
                                ---------------  --------------------  ------------------  -----------------  ----------------------
                                215 W. Columbia                        NWC Whiskey Rd. &   19706 One Norman   E/S Little Rock Rd. At
     b.  Street Address         Avenue           817 St. Andrews Road  Eastgate Dr.        Blvd.              Freedom Drive
                                ---------------  --------------------  ------------------  -----------------  ----------------------
     c.  City                   Batesburg, SC    Columbia, SC          Aiken, SC           Cornelius, NC      Charlotte, NC
                                ---------------  --------------------  ------------------  -----------------  ----------------------
     d.  Distance from Subject  N/A              35 miles              28 miles            145 miles          130 miles
                                ---------------  --------------------  ------------------  -----------------  ----------------------
2.  Attributes
     a.  Year Built             1986             1994                  1995                1993               1996
                                ---------------  --------------------  ------------------  -----------------  ----------------------
     b.  Net sq. feet           39,970           66,910                75,716              54,185             66,050
                                ---------------  --------------------  ------------------  -----------------  ----------------------
     c. # Buildings             1                1                     1                   1                  1
                                ---------------  --------------------  ------------------  -----------------  ----------------------
     d. # of Stories            1                1                     1                   1                  1
                                ---------------  --------------------  ------------------  -----------------  ----------------------
     e. Vacancy %               0%               0.0%                  5.0%                0.0%               2.73%
                                ---------------  --------------------  ------------------  -----------------  ----------------------
3.  Sales Information
     a.  Sales Price            N/A              $6,550,000            $6,675,000          $4,650,000         $5,120,000
                                ---------------  --------------------  ------------------  -----------------  ----------------------
     b.  Sales Price PSF        N/A              $97.89                $88.16              $85.82             $77.52
                                ---------------  --------------------  ------------------  -----------------  ----------------------
     c. Cap. Rate               N/A              9.69%                 9.86%               9.68%              9.60%
                                ---------------  --------------------  ------------------  -----------------  ----------------------
     d. Date                    N/A              May 24,1994           September 28, 1995  October 12, 1995   March 25, 1997
                                ---------------  --------------------  ------------------  -----------------  ----------------------

     e.  NOI at time of Sale    N/A              $634,797              $657,896            $450,188           $517,412
                                ---------------  --------------------  ------------------  -----------------  ----------------------
4.  Rank Relative to Subject
     (inferior, similar,
          superior)             N/A              Superior              Superior            Superior           Superior
                                ---------------  --------------------  ------------------  -----------------  ----------------------

Explain Ranking/Comments: The comparable sales are all superior to the subject property with respect to age, although the subject property is in good condition and is attractive. The subject property has a desirable tenant mix and has been well managed. The subject property has the highest occupancy in the local market.

Comparable Sale No. 1

                               [GRAPHIC OMITTED]

TMS:                        6012 -1 -1
Name:                       St. Andrews Crossing
Location:                   817 St. Andrews Road, Columbia, SC
Grantor:                    Hayley-Redd, L.P.
Grantee:                    F.A.C. Properties
Deed Reference:             Book 1199, Page 331
Date:                       May 25, 1994
Sales Price:                $6,550,000
Adjusted Sales Price:       $6,550,000
Size building               66,910
Sales Price per S.F.:       $97.89
Size Land (Acres):          8.08
Size Land (S.F.):           351,965
Year Built:                 1994
Land/Building Ratio:        5.26 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $686,905
EGIM:                       9.54
Net Operating Income:       $634,797
Overall Rate:               9.69%
Verification:               Public Records
Type of Purchaser:          Private Investor
Comments:
This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2

                               [GRAPHIC OMITTED]

Name:                       Eastgate Shopping Center
Location:                   Northwest Corner of Whiskey Road & Eastgate Drive
                            Aiken, SC
Grantor:                    Southwest U.S. Retail, LP
Grantee:                    PDG Aiken Partners, LP
Deed Reference:             N/A
Date:                       September 28, 1995
Sales Price:                $6,675,000
Adjusted Sales Price:       $6,675,000
Size building:              75,716
Sales Price per S.F.:       $88.16
Size Land (Acres):          8.79
Size Land (S.F.):           382,892
Year Built:                 1995
Land/Building Ratio:        5.06 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Effective Gross Income:     $782,704
EGIM:                       8.53
Net Operating Income:       $657,896
Overall Rate:               9.86%
Verification:               Public Records
Type of Purchaser:          Private Investor
Comments:
Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3

                               [GRAPHIC OMITTED]

Name:                       One Norman Center
Location:                   19706 One Norman Boulevard
                            Cornelius, Mecklenburg County, NC
Grantor:                    One Norman Center, LP
Grantee:                    Lucky Realty
Deed Reference:             Book 8325, Page 721
Date:                       October 12, 1995
Sales Price:                $4,650,000
Adjusted Sales Price:       $4,650,000
Size building:              54,185
Sales Price per S.F.:       $85.82
Size Land (Acres):          5.69
Size Land (S.F.):           247,856
Year Built:                 1993
Land/Building Ratio:        4.57 to 1
Utilities:                  All Public
Zoning:                     CUB-2
Financing:                  Cash to Seller
Gross Potential Income:     $474,591 - $8.76/SF
Effective Gross Income:     $474,591 - $8.76/SF
Gross Income Multiple:      9.80
EGIM:                       9.80
Net Operating Income:       $450,188 - $8.31/SF
Overall Rate:               9.68%
Verification:               Public Records
Type of Purchaser:          Private Investor
Comments:
This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4

                               [GRAPHIC OMITTED]

TMS:                        59-231-22,23 pt.
Name:                       Paw Creek Commons
Location:                   East side of Little Rock Road at Freedom Drive
Grantor:                    Paw Creek, LLC
Grantee:                    Paw Creek Crossing Limited Partnership
Deed Reference:             Book 8988, Page 519
Date:                       March 25, 1997
Sales Price:                $5,120,000
Adjusted Sales Price:       $5,384,000
Size building:              66,050
Sales Price per S.F.:       $77.52
Size Land (Acres):          9.82
Size Land (S.F.):           427,759
Year Built:                 1996
Land/Building Ratio:        6.48 to 1
Utilities:                  Municipal
Zoning:                     CC, Commercial Center
Financing:                  Cash to Seller
Effective Gross Income:     $552,054
Gross Income Multiple:      9.00
EGIM:                       9.27
Net Operating Income:       $517,412
Overall Rate:               9.61%
Verification:               Public Records
Type of Purchaser:          Private Investor
Comments:
The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                                [GRAPHIC OMITTED]


                               Comparable Rentals

                                [GRAPHIC OMITTED]


                           Improved Sales Comparables

                                [GRAPHIC OMITTED]


                                    Site Plan

Date: 04/08/97                                                          Page 89
                               EDENS & AVANT, INC.
                             Retai1 Custom Rent Roll

Property:  MITCHELL PLAZA
           215 WEST COLUMBIA AVENUE
           BATESBURG, SC

Column Legends:
      Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index


--------------------------------------------------------------------------------------------------------------------
                TENANT AND PROPERTY INFORMATION                       LEASE TERM                  RENT INFORMATION
                                                                                       per                   Annual
Tenant Name                       Unit #  Sq Feet  Misc       From       To     MTM   SF/YR      Begin     Base Rent
--------------------------------------------------------------------------------------------------------------------
CATO CORPORATION
E.J. BATESBURG GROUP              637-10     4,050           01/01/87  01/31/02        6.00     06/01/87   24,300.00
                                                                                       0.00                     0.00
                                                                                       6.50     02/01/97   26,325.00
                                                                                       7.00     02/01/99   28,350.00
--------------------------------------------------------------------------------------------------------------------
ECKERD'S #8066
F/K/A RITE AID #1785              637-20     6,720           12/08/86  12/07/96        7.10     01/01/87   47,712.00
                                                                                       0.00                     0.00
                                                                                       0.00                     0.00
                                                                                       0.00                     0.00
                                                                                       0.00                     0.00
--------------------------------------------------------------------------------------------------------------------
FOOD LION #442
FOOD LION INC                     637-30    25,000           12/14/86  12/13/06        0.00                     0.00
                                                                                       5.25     02/01/87  131,250.00
                                                                                       0.00                     0.00
                                                                                       0.00                     0.00
--------------------------------------------------------------------------------------------------------------------
ACE TV RENTALS
PARADISE VALLEY HOLDINGS, INC     637-40     2,800           11/17/96  11/30/99        3.03     11/17/96    8,495.16
                                                                                       6.50     12/01/96   18,204.00
--------------------------------------------------------------------------------------------------------------------
HONG KONG KITCHEN
YONG XIANG ZHENG AND XIU LIN      637-60     1,400           06/07/95  06/30/00        7.25     07/01/95   10,150.08
--------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                     RENEWAL OPTIONS                    PERCENT RENT
                                Tax   Base   Ins   Base     CAM   Base                         per           Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov  Year    Recov  Year    Begin      End      SF/YR   Typ               Over    Brk
----------------------------------------------------------------------------------------------------------------------------------
CATO CORPORATION
E.J. BATESBURG GROUP           Full      0    Full      0   Full       0  02/01/97  01/31/02    7.00         4.00       607,500
                                                                                                0.00         4.00       658,125
                                                                                                0.00         4.00             0
                                                                                                0.00         4.00             0
-----------------------------------------------------------------------------------------------------------------------------------
ECKERD'S #8066
F/K/A RITE AID #1785           PRS    1987    PRS    1987   Full       0  12/08/96  12/07/01    7.60         2.00     2,385,600  Y
                                                                          12/08/01  12/07/06    8.10         2.00             0  Y
                                                                          12/08/06  12/07/11    8.60         2.00             0  Y
                                                                          12/08/11  12/07/16    9.10         2.00             0  Y
                                                                          12/08/16  12/07/21    9.60         2.00             0  Y
-----------------------------------------------------------------------------------------------------------------------------------
FOOD LION #442
FOOD LION INC                  PRS    1987    None      0   Fixed      0  12/14/06  12/13/11    5.25         1.00             0  Y
                                                                          12/14/11  12/13/16    5.25         1.00    13,125,000  Y
                                                                          12/14/16  12/13/21    5.25         1.00             0  Y
                                                                          12/14/21  12/13/26    5.25         1.00             0  Y
-----------------------------------------------------------------------------------------------------------------------------------
ACE TV RENTALS
PARADISE VALLEY HOLDINGS, INC  Full      0    Full      0   Full       0                        0.00         0.00             0
                                                                                                0.00         0.00             0
-----------------------------------------------------------------------------------------------------------------------------------
HONG KONG KITCHEN
YONG XIANG ZHENG AND XIU LIN   Full      0    Full      0   Full       0  07/01/00  06/30/05    9.50         0.00             0
-----------------------------------------------------------------------------------------------------------------------------------

Date: 04/08/97                                                          Page 90
                               EDENS & AVANT, INC.
                             Retai1 Custom Rent Roll

Property:  MITCHELL PLAZA
           215 WEST COLUMBIA AVENUE
           BATESBURG, SC

Column Legends:
      Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index


--------------------------------------------------------------------------------------------------------------------
                TENANT AND PROPERTY INFORMATION                       LEASE TERM                  RENT INFORMATION
                                                                                       per                   Annual
Tenant Name                       Unit #  Sq Feet  Misc       From       To           SF/YR      Begin     Base Rent
--------------------------------------------------------------------------------------------------------------------
HONG KONG KITCHEN
YONG XIANG ZHENG AND XIU LIN      637-60    1,400            06/07/95  06/30/00        0.00                     0.00
                                                                                       8.50     07/01/98   11,900.04
--------------------------------------------------------------------------------------------------------------------
WACHOVIA CORPORATION/ATM
WACHOVIA ATM                      637-200       0    K       06/01/95  05/31/98        0.00   07/01/92      5,400.00
                                                                                       0.00   06/01/95      6,600.00
--------------------------------------------------------------------------------------------------------------------
 Square Feet:  Occupied ........  39,970    Current Annual Base Rent: 240,241.08
               Available .......       0
               Total ...........  39,970


-----------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                     RENEWAL OPTIONS                    PERCENT RENT
                                Tax   Base   Ins   Base     CAM   Base                         per           Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov  Year    Recov  Year    Begin      End      SF/YR   Typ               Over    Brk
-----------------------------------------------------------------------------------------------------------------------------------
HONG KONG KITCHEN
YONG XIANG ZHENG AND XIU LIN    Full     0   Full      0     Full    0                         0.00           0.00         0
                                                                                               0.00           0.00         0
-----------------------------------------------------------------------------------------------------------------------------------
WACHOVIA CORPORATION/ATM
WACHOVIA ATM                    None     0   None      0     None    0   06/01/98  05/31/01    0.00           0.00         0
                                                                                               0.00           0.00         0
-----------------------------------------------------------------------------------------------------------------------------------

  Square Feet:  Occupied. .....  39,970      Current Annual Base Rent 240,241.08
                Available .....       0
                Total .........  39,970

PHOTOGRAPHS OF SUBJECT PROPERTY

                                [GRAPHIC OMITTED]

                        Subject Property Looking Northwest


                                [GRAPHIC OMITTED]

                          Subject Property Looking North

                                [GRAPHIC OMITTED]

                        Subject Property Looking Northwest


                                [GRAPHIC OMITTED]

                        Side Of Subject Looking Southeast

                                [GRAPHIC OMITTED]

                          Side Of Subject Looking South


                                [GRAPHIC OMITTED]

                          Rear Of Subject Looking East

                                [GRAPHIC OMITTED]

                          Rear Of Subject Looking South


                                [GRAPHIC OMITTED]

                     East Columbia Avenue Looking Northeast

                                [GRAPHIC OMITTED]

                     East Columbia Avenue Looking Southwest

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                                 NORTHWAY PLAZA
                                 SHOPPING CENTER

                               5100 Fairfield Road
                            Columbia, South Carolina




                                   Prepared by

                           Michael B. Dodds, MAI, CCIM

                      Date of Market Study - April 29, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]


                                     April 29, 1997


Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:   Market Study
      Northway Plaza
      5100 Fairfield Road
      Columbia, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data were inspected by Michael B. Dodds, MAI, CCIM on April 29, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 74,689 square feet of leasable area. The center was constructed in 1974, with an addition in 1988. The anchor tenant is Food Lion, which occupies 26,060 square foot. The shopping center local stores are currently 88.8% occupied. In addition to the shopping center, there are several tenants occupying buildings on a ground lease basis.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                    Respectfully submitted,

                                    O. MARSHALL DODDS COMPANY, INC.

                                    /s/ Michael B. Dodds
                                    ------------------------------
                                    Michael B. Dodds, MAI, CCIM
                                    State Certified General
                                    Real Estate Appraiser (CG-543)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as: insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial spheres. The unemployment rate for Richland County as of March, 1997 was 3.7 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject neighborhood is located to the north of the central business district of Columbia. There has been very little new development occurring in the area in recent years, with most of the development being to the north of the subject, at the intersection of Fairfield Road and Interstate #20. The general population of the residential areas surrounding the subject can be described as lower income. Alcorn Middle School is located across the street from the subject property, and there are scattered, older neighborhood commercial developments along Fairfield Road. In general, the area is expected to remain stable in the near future, with very little new residential or commercial construction anticipated.

Physical features are as follows:

1.  Site Size                9.33 Acres

2.  Identity                 TMS# 11701-02-01, 02, 03, 04 - Richland County

3.  Shape                    Irregular - Adequate

4.  Topography               Generally level, slight downward slope to the south

5.  Accessibility            Good

6.  Utilities                Municipal

Physical Description

Building features are as follows:


1.  Size (net)               74,689 square feet (Food Lion to expand from
                             26,060 SF to 29,000 SF)

2.  Layout & Design          1 story, five buildings, several structures are
                             located on ground leased sites. Design is functional

3.  Parking Spaces           Approximately 302
                             4.04 spaces per 1,000 SF of building area

4.  Construction             Brick and glass front with concrete block on
                             side. Roof is built up composition.

Market Position and Marketability Conclusions

The subject property is located in a sub-market that is identified as North Columbia. There are few traditional shopping centers in this area, with most having been constructed in the 1960's and 1970's. The lack of new construction has created a relatively strong market. The majority of the vacant space is made up of a vacant anchor store previously occupied by Rite Aid. Several new freestanding drug stores have been built in the general area during 1996 and 1997 and it is doubtful that in-line drug stores occupied by Revco, Rite Aid or Eckerd will be renewed at the expiration of their leases.

The North Columbia sub-market is listed in the 1996 Central Carolina Business Review and Investment Guide as having 280,464 square feet, and an average new lease rate of $6.59 per square foot. The survey reports no retail space planned or under construction. The overall vacancy rate for this sub-market was reported at 1.5%, compared to 1.3% in the 1994 survey. It should be noted that the vacant anchor store listed in this market study was not shown in the survey.

The tenant mix at the subject property and the comparables is indicative of the economic characteristics of the neighborhood. Many of the tenants are discount retailers. Tenant turnover at these centers appears to be average, and rental rates have increased slowly and steadily. Several of the centers have office/service related tenants such as finance companies and insurance companies. The rental rates generally range from $6.00 to $9.00 per square foot, with the subject property achieving rates at the upper end of this range. Of the four centers surveyed, only two spaces were available, an 800 square foot space at Sunset Center and the vacant Rite Aid at Northside Shopping Center.

None of the shopping centers selected as comparables have been renovated in recent years. All have deferred maintenance, and Greenview Plaza has serious problems with it's parking lot surface. It appears that the rental rates being received at each comparable is reflective of the current physical condition of the property. The subject Food Lion is being expanded, as the store is currently smaller than the typical Food Lion store. The expansion of the Food Lion should have a positive effect on the marketability of the subject local space.

Several ground leased properties are also part of the subject property. A building previously occupied by Advance Auto Parts is vacant, although the tenant will continue to pay rent through the end of 1997. Other ground lease tenants include a coin laundry and a Chinese restaurant. The ground leases do not detrimentally affect the desirability of the subject.

In summary, the subject property is considered to be the most desirable center in the sub-market. It is the largest property and has the best tenant mix. Visibility from Fairfield Road is excellent, and the property is in average condition. The subject property should continue to command rental rates at the upper end of the range.

Trends

The subject property is located in an area of Columbia that has experienced very little growth in recent years. Much of the new construction that has occurred is located at the intersection of Fairfield Road and Interstate #20. This development consists of a truck stop, small motel and convenience stores. It is not expected that this construction will create more growth in the immediate area surrounding the subject, due to the distance from Interstate #20. The overall lack of growth has had a positive effect on the retail market, as the demand for space has surpassed the supply. A high overall occupancy level and slow, steady rental rate increases are expected.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                         SUBJECT                COMPARABLE 1                   COMPARABLE 2
                                         -------                ------------                   ------------
1.  Identification
    a.  Name                     Northway Plaza                 Northside Plaza                Greenview Plaza
                                 ------------------------       ------------------------       -------------------------
    b.  Street                   5100 Fairfield Road            6300 N. Main                   N. Main @ Wilkes
                                 ------------------------       ------------------------       -------------------------
    c.  City                     Columbia, SC                   Columbia, SC                   Columbia, SC
                                 ------------------------       ------------------------       -------------------------
    d.  Distance from subject    N/A                            2.0 -2.5 miles                 2.0 -2.5 miles
                                 ------------------------       ------------------------       -------------------------
    e.  Contact                  Edens & Avant                  John Baxter                    Charles Gary
                                 ------------------------       ------------------------       -------------------------
    f.  Phone                    (803)779-4420                  (803)740-6950                  98030791-4626
                                 ------------------------       ------------------------       -------------------------
2.  Attributes
    a.  Year built               1974-88                        1973                           1988
                                 ------------------------       ------------------------       -------------------------
    b.  Net sq. Ft.              74,689                         50,490                         17,000
                                 ------------------------       ------------------------       -------------------------
    c.  # building               Five                           One                            One
                                 ------------------------       ------------------------       -------------------------
    d.  # stories                One                            One                            One
                                 ------------------------       ------------------------       -------------------------
    e.  Avg. Floor plate size    N/A                            N/A                            N/A
         (sq. Ft.), if office
                                 ------------------------       ------------------------       -------------------------
    f.  # elevators              N/A                            N/A                            N/A
                                 ------------------------       ------------------------       -------------------------
    g.  Parking                  Adequate                       Adequate                       Adequate
                                 ------------------------       ------------------------       -------------------------
    h.  Construction Type        Brick/Concrete Block           Brick/Concrete Block           Brick/Concrete Block
                                 ------------------------       ------------------------       -------------------------
    I.  Vacancy %                11.2%                          (Rite Aid) 32+/-               0
                                 ------------------------       ------------------------       -------------------------
    j.  Anchors, if Retail       Food Lion                      Giant Food World               None
                                                                Rite Aid (vacant)
                                 ------------------------       ------------------------       -------------------------


                                 COMPARABLE 3                   COMPARABLE 4
                                 ------------                   ------------
1.  Identification
    a.  Name                     Edens Plaza                    Sunset Center
                                 ----------------------         -----------------------
    b.  Street                   4015 W. Beltline               US #76 @ SC #16
                                 ----------------------         -----------------------
    c.  City                     Columbia, SC                   Columbia, SC
                                 ----------------------         -----------------------
    d.  Distance from subject    2.5 - 3.0 miles                3.0 miles
                                 ----------------------         -----------------------
    e.  Contact                  Mid-South                      Rox Pollard
                                 ----------------------         -----------------------
    f.  Phone                    (803)254-8777                  (803)779-7777
                                 ----------------------         -----------------------
2.  Attributes
    a.  Year built               1961                           1961
                                 ----------------------         -----------------------
    b.  Net sq. Ft.              96,935                         33,853
                                 ----------------------         -----------------------
    c.  # building               One                            One
                                 ----------------------         -----------------------
    d.  # stories                One                            One
                                 ----------------------         -----------------------
    e.  Avg. Floor plate size    N/A                            N/A
         (sq. Ft.), if office
                                 ----------------------         -----------------------
    f.  # elevators              N/A                            N/A
                                 ----------------------         -----------------------
    g.  Parking                  Adequate                       Adequate
                                 ----------------------         -----------------------
    h.  Construction Type        Brick/Concrete Block           Brick/Concrete Block
                                 ----------------------         -----------------------
    I.  Vacancy %                0                              2.4%

                                 ----------------------         -----------------------
    j.  Anchors, if Retail       Giant Food World,              None
                                 Revco
                                 ----------------------         -----------------------

Comments: The only vacancies at the comparables are an anchor tenant space and an 800 SF space. Rite Aid vacated their 8,200 SF store at comparable #1 to occupy a free standing store in the neighborhood. Comparable #2 is smaller and has no anchor, while comparable #4 has a 14,944 SF space occupied by a Bingo operation. In general, the market for small local shops is good. No recent retail development has occurred, with the exception of free standing drug stores. No planned construction was discovered during the primary research.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                         SUBJECT                COMPARABLE 1                   COMPARABLE 2
                                         -------                ------------                   ------------
1.  Asking Rental Rate
    a.  Anchor Space             N/A                            $7.00 (Rite Aid)               N/A
                                 ------------------------       ------------------------       ------------------------
    b.  Shop Space               $7.00 - $9.00                  $6.00 - $8.00                  $7.00 - $9.00
                                 ------------------------       ------------------------       ------------------------
2.  Lease Type (Gross/Net)       Triple Net                     Triple Net                     Triple Net
                                 ------------------------       ------------------------       ------------------------
3.  Rent Concessions             Minimal                        Minimal                        None
                                 ------------------------       ------------------------       ------------------------
4.  Effective Rent               $7.00 - $9.00                  $6.00 - $7.00                  $7.00 - $9.00
                                 ------------------------       ------------------------       ------------------------
5.  TI Allowance                 None                           None                           None
                                 ------------------------       ------------------------       ------------------------
6.  Expense Stop                 None                           None                           None
                                 ------------------------       ------------------------       ------------------------
7.  Length of Lease Term         3 - 5 years (shops)            1 - 5 years (shops)            1 - 3 years (shops)
                                 ------------------------       ------------------------       ------------------------
8.  Commissions                  5.00% - 7.00%                  5.00% - 7.00%                  5.00% - 7.00%
                                 ------------------------       ------------------------       ------------------------
9.  Percentage Rent              Food Lion                      None                           None
      (per lease terms)
                                 ------------------------       ------------------------       ------------------------
10. Historical Annual            N/A                            N/A                            N/A
      Absorption/sq.ft.
                                 ------------------------       ------------------------       ------------------------
11. Annual Operating             N/A                            N/A                            N/A
Expense  psf (Including
taxes)                           ------------------------       ------------------------       ------------------------

C.  RANK RELATIVE TO SUBJECT
      (inferior,                                                Similar                        Inferior
        similar, superior)
                                 ------------------------       ------------------------       ------------------------


                                COMPARABLE 3                    COMPARABLE 4
                                ------------                    ------------
1.  Asking Rental Rate
    a.  Anchor Space            N/A                             N/A
                                ------------------------        -----------------------
    b.  Shop Space              $6.00 - $7.50                   $6.75
                                ------------------------        -----------------------
2.  Lease Type (Gross/Net)      Triple Net                      Triple Net
                                ------------------------        -----------------------
3.  Rent Concessions            None                            None
                                ------------------------        -----------------------
4.  Effective Rent              $6.00 - $7.50                   $6.75
                                ------------------------        -----------------------
5.  TI Allowance                None                            None
                                ------------------------        -----------------------
6.  Expense Stop                None                            None
                                ------------------------        -----------------------
7.  Length of Lease Term        3 - 5 years (shops)             1 - 3 years (shops)
                                ------------------------        -----------------------
8.  Commissions                 5.00% - 7.00%                   5.00%
                                ------------------------        -----------------------
9.  Percentage Rent             None                            None
      (per lease terms)
                                ------------------------        -----------------------
10. Historical Annual           N/A                             N/A
      Absorption/sq.ft.
                                ------------------------        -----------------------
11. Annual Operating            N/A                             $1.25
Expense  psf (Including
taxes)                          ------------------------        -----------------------

C.  RANK RELATIVE TO SUBJECT
      (inferior,                Similar                         Inferior
        similar, superior)
                                ------------------------        -----------------------

D. EXPLAIN RANKING/COMMENTS: Leasing commissions are typically cashed out in this market. The two inferior properties have no anchor tenants and have significant deferred maintenance. Locations are basically similar with the condition and tenant mix being the primary factors in the rental rate differences. Minimal concessions due to the overall tight sub-market.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


Name:                         Northside Plaza
Location:                     6300 N. Main Street
                              Columbia, SC
Year Built:                   1973
Total Size:                   50,490 SF
Vacant Space:                 8,200+/- SF
Vacancy Rate:                 32% Locals
Rental Range:                 $6.00 to $8.00
Tenant Expenses:              Triple Net

Remarks:

A Giant Food World is the anchor tenant and there is a vacant Rite Aid drug store available for lease. Other tenants include a karate school and Family Dollar. The center is in average condition for it's age. Good visibility an d accessibility from North Main Street. The 8,200 SF Rite Aid store is available for lease at a quoted rate of $7.00/SF but the leasing agent stated that they "would entertain any offer."

Comparable Rental No. 2
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


Name:                         Greenview Plaza
Location:                     N. Main Street @ Wilkes
                              Columbia, South Carolina
Year Built:                   1988
Total Size:                   17,000 SF
Vacant Space:                 0 SF
Vacancy Rate:                 0%
Rental Range:                 $7.00 to $9.00
Tenant Expenses:              Triple Net

Remarks:

This unanchored center is 100% occupied. Tenants include a dry cleaners, a package store, several restaurants, and a nightclub. The parking lot is in very poor condition and the building is in below average condition for it's age. The property is not considered to be direct competition for the subject.

Comparable Rental No. 3
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


Name:                         Edens Plaza
Location:                     4015 W. Beltline Boulevard
                              Columbia, South Carolina
Year Built:                   1961
Total Size:                   96,935 SF
Vacant Space:                 0 SF
Vacancy Rate:                 0%
Rental Range:                 $6.00 - $7.50
Tenant Expenses:              Triple Net

Remarks:

The anchor tenants are Giant Food World and Revco. Other tenants include Pic-n-Pay, Super 10, Family Dollar and Nationwide Mattress. The property is an established center in the neighborhood and was 100% occupied on the date of inspection. Historically, the center has maintained a fairly high occupancy level. The property overall is in good condition.

Comparable Rental No. 4
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


Name:                         Sunset Shopping Center
Location:                     US #76 at SC #16
                              Columbia, South Carolina
Year Built:                   1961
Total Size:                   33,853 SF
Vacant Space:                 800 SF
Vacancy Rate:                 2.4% total
Local Rent Range:             $ 3.00 - $7.00
Tenant Expenses:              Triple Net ( $1.25/SF)

Remarks:

This center has an anchor tenant space that is occupied by a bingo operation. The property is in poor condition, although the small shops are full. Significant deferred maintenance was noted. The largest tenant is Super 10 with 7,216 square feet. The 800 square foot space is available for $450 per month or $6.75/SF.

                                                 PROPERTY INSPECTION FORM
                                                        COMMERCIAL

II.  SALES COMPARABLE

                                         SUBJECT                COMPARABLE 1                   COMPARABLE 2
                                         -------                ------------                   ------------
1.   Identification

     a.  Name                    Northway Plaza                 St. Andrews Crossing           Eastgate Center
                                 ------------------------       ------------------------       --------------------------
     b.  Street Address          5100 N. Main St.               817 St. Andrews Road           NWC Whiskey Rd. &
                                                                                               Eastgate Dr.
                                 ------------------------       ------------------------       --------------------------
     c.  City                    Columbia, SC                   Columbia, SC                   Aiken, SC
                                 ------------------------       ------------------------       --------------------------
     d.  Distance from Subject   N/A                            10 miles                       60 miles
                                 ------------------------       ------------------------       --------------------------
2.   Attributes

     a.  Year Built              1974-88                        1994                           1995
                                 ------------------------       ------------------------       --------------------------
     b.  Net sq. feet            74,689                         66,910                         75,716
                                 ------------------------       ------------------------       --------------------------
     c. # Buildings              3                              1                              1
                                 ------------------------       ------------------------       --------------------------
     d. # of Stories             1                              1                              1
                                 ------------------------       ------------------------       --------------------------
     e. Vacancy %                11.2%                          0.0%                           5.0%
                                 ------------------------       ------------------------       --------------------------
3.   Sales Information

     a.  Sales Price             N/A                            $6,550,000                     $6,675,000
                                 ------------------------       ------------------------       --------------------------
     b.  Sales Price PSF         N/A                            $97.89                         $88.16
                                 ------------------------       ------------------------       --------------------------
     c. Cap. Rate                N/A                            9.69%                          9.86%
                                 ------------------------       ------------------------       --------------------------
     d. Date                     N/A                            May 24,1994                    September 28, 1995
                                 ------------------------       ------------------------       --------------------------
     e.  NOI at time of Sale     N/A                            $634,797                       $657,896

                                 ------------------------       ------------------------       --------------------------
4.   Rank Relative to Subject    N/A                            Superior                       Superior
     (inferior, similar,
          superior)              ------------------------       ------------------------       --------------------------


                                 COMPARABLE 3                 COMPARABLE 4
                                 ------------                 ------------
1.   Identification

     a.  Name                    One Norman Center            Paw Creek Commons
                                 -----------------------      -----------------------
     b.  Street Address          19706 One Norman             E/S Little Rock Rd. At
                                 Blvd.                        Freedom Drive
                                 -----------------------      -----------------------
     c.  City                    Cornelius, NC                Charlotte, NC
                                 -----------------------      -----------------------
     d.  Distance from Subject   115 miles                    100 miles
                                 -----------------------      -----------------------
2.   Attributes

     a.  Year Built              1993                         1996
                                 -----------------------      -----------------------
     b.  Net sq. feet            54,185                       66,050
                                 -----------------------      -----------------------
     c. # Buildings              1                            1
                                 -----------------------      -----------------------
     d. # of Stories             1                            1
                                 -----------------------      -----------------------
     e. Vacancy %                0.0%                         2.73%
                                 -----------------------      -----------------------
3.   Sales Information

     a.  Sales Price             $4,650,000                   $5,120,000
                                 -----------------------      -----------------------
     b.  Sales Price PSF         $85.82                       $77.52
                                 -----------------------      -----------------------
     c. Cap. Rate                9.68%                        9.60%
                                 -----------------------      -----------------------
     d. Date                     October 12, 1995             March 25, 1997
                                 -----------------------      -----------------------
     e.  NOI at time of Sale     $450,188                     $517,412

                                 -----------------------      -----------------------
4.   Rank Relative to Subject    Superior                     Superior
     (inferior, similar,
          superior)              -----------------------      -----------------------

Explain Ranking/Comments: The comparable sales are all superior to the subject property with respect to location and condition. It is likely that the capitalization rate for the subject property would be 50 to 100 basis point higher than the sales.

Comparable Sale No. 1


                               [GRAPHIC OMITTED]


TMS:                          6012 -1 -1
Name:                         St. Andrews Crossing
Location:                     817 St. Andrews Road, Columbia, SC
Grantor:                      Hayley-Redd, L.P.
Grantee:                      F.A.C. Properties
Deed Reference:               Book 1199, Page 331
Date:                         May 25, 1994
Sales Price:                  $6,550,000
Adjusted Sales Price:         $6,550,000
Size building                 66,910
Sales Price per S.F.:         $97.89
Size Land (Acres):            8.08
Size Land (S.F.):             351,965
Year Built:                   1994
Land/Building Ratio:          5.26 to 1
Utilities:                    All Available
Zoning:                       Commercial
Financing:                    At Market
Effective Gross Income:       $686,905
EGIM:                         9.54
Net Operating Income:         $634,797
Overall Rate:                 9.69%
Verification:                 Public Records
Type of Purchaser:            Private Investor

Comments:

This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2


                               [GRAPHIC OMITTED]


Name:                         Eastgate Shopping Center
Location:                     Northwest Corner of Whiskey Road & Eastgate Drive
                              Aiken, SC
Grantor:                      Southwest U.S. Retail, LP
Grantee:                      PDG Aiken Partners, LP
Deed Reference:               N/A
Date:                         September 28, 1995
Sales Price:                  $6,675,000
Adjusted Sales Price:         $6,675,000
Size building:                75,716
Sales Price per S.F.:         $88.16
Size Land (Acres):            8.79
Size Land (S.F.):             382,892
Year Built:                   1995
Land/Building Ratio:          5.06 to 1
Utilities:                    All Available
Zoning:                       Commercial
Financing:                    Cash to Seller
Gross Potential Income:       $782,704
Effective Gross Income:       $782,704
EGIM:                         8.53
Net Operating Income:         $657,896
Overall Rate:                 9.86%
Verification:                 Public Records
Type of Purchaser:            Private Investor

Comments:

Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3


                               [GRAPHIC OMITTED]


Name:                         One Norman Center
Location:                     19706 One Norman Boulevard
                              Cornelius, Mecklenburg County, NC
Grantor:                      One Norman Center, LP
Grantee:                      Lucky Realty
Deed Reference:               Book 8325, Page 721
Date:                         October 12, 1995
Sales Price:                  $4,650,000
Adjusted Sales Price:         $4,650,000
Size building:                54,185
Sales Price per S.F.:         $85.82
Size Land (Acres):            5.69
Size Land (S.F.):             247,856
Year Built:                   1993
Land/Building Ratio:          4.57 to 1
Utilities:                    All Public
Zoning:                       CUB-2
Financing:                    Cash to Seller
Gross Potential Income:       $474,591 - $8.76/SF
Effective Gross Income:       $474,591 - $8.76/SF
Gross Income Multiple:        9.80
EGIM:                         9.80
Net Operating Income:         $450,188 - $8.31/SF
Overall Rate:                 9.68%
Verification:                 Public Records
Type of Purchaser:            Private Investor

Comments:

This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4


                               [GRAPHIC OMITTED]


TMS:                          59-231-22,23 pt.
Name:                         Paw Creek Commons
Location:                     East side of Little Rock Road at Freedom Drive
Grantor:                      Paw Creek, LLC
Grantee:                      Paw Creek Crossing Limited Partnership
Deed Reference:               Book 8988, Page 519
Date:                         March 25, 1997
Sales Price:                  $5,120,000
Adjusted Sales Price:         $5,384,000
Size building:                66,050
Sales Price per S.F.:         $77.52
Size Land (Acres):            9.82
Size Land (S.F.):             427,759
Year Built:                   1996
Land/Building Ratio:          6.48 to 1
Utilities:                    Municipal
Zoning:                       CC, Commercial Center
Financing:                    Cash to Seller
Gross Potential Income:       $568,840
Effective Gross Income:       $552,054
Gross Income Multiple:        9.00
EGIM:                         9.27
Net Operating Income:         $517,412
Overall Rate:                 9.61%
Verification:                 Public Records
Type of Purchaser:            Private Investor

Comments:

The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                                [GRAPHIC OMITTED]

                              RENT COMPARABLES MAP

                                [GRAPHIC OMITTED]

                              COMPARABLE SALES MAP

                                [GRAPHIC OMITTED]

                                 Building Sketch

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 4/4/97                                                              Page 8

Property:  NORTHWAY PLAZA
           5100 FAURVIEW ROAD
           COLUMBIA, SC
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                   Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------------------
EASY COIN LAUNDRY INC.
EASY COIN LAUNDRY, INC.          604-  10   2,300              08/01/93   07/31/98         5.46     08/01/89   12,558.00
                                                                                           5.68     08/01/94   13,063.92
                                                                                           5.91     08/01/95   13,593.00
                                                                                           6.14     08/01/96   14,121.96
                                                                                           3.77     09/01/96    8,678.88
                                                                                           6.14     12/01/96   14,121.96
                                                                                           6.39     08/01/97   14,697.00
------------------------------------------------------------------------------------------------------------------------------------
NORTHWAY PACKAGE STORE
HANI DAGHESTANI                  604-  20     765              09/01/94   08/31/98         8.50     10/01/91    6,502.44
                                                                                           9.50     09/01/94    7,270.44
------------------------------------------------------------------------------------------------------------------------------------
REFLECTIONS TWO
LEILA RIVERS GOLDEN              604-  30     612              06/01/96   05/31/99         9.80     06/01/93    6,000.00
                                                                                          10.00     06/01/96    6,120.00
------------------------------------------------------------------------------------------------------------------------------------
FOOD LION #0194
FOOD LION, INC.                  604-  40  26,060              08/01/82   07/31/02         2.85     09/01/82   74,280.00
                                                                                           0.00                     0.00
                                                                                           0.00                     0.00
                                                                                           0.00                     0.00
------------------------------------------------------------------------------------------------------------------------------------
SIMPLY 6 #37
SIMPLY FASHION STORES, INC.      604-  50   2,700              02/10/93   08/09/98         0.00                     0.00


------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS                  PERCENT RENT
                                  Tax   Base    Ins    Base   CAM    Base                          per         Pcnt of   Amount  Nat
Tenant Name                      Recov  Year   Recov   Year  Recov   Year   Begin      End        SF/YR   Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
EASY COIN LAUNDRY INC.
EASY COIN LAUNDRY, INC.          PRS    1976    PRS    1976   Full   0      08/01/98   07/31/03   0.00          0.00            0
                                                                                                  0.00          0.00            0
                                                                                                  0.00          0.00            0
                                                                                                  0.00          0.00            0
                                                                                                  0.00          0.00            0
                                                                                                  0.00          0.00            0
                                                                                                  0.00          0.00            0
------------------------------------------------------------------------------------------------------------------------------------
NORTHWAY PACKAGE STORE
HANI DAGHESTANI                  PRS    1993    PRS    1993   Full   0                            0.00          0.00            0
                                                                                                  0.00          0.00            0
------------------------------------------------------------------------------------------------------------------------------------
REFLECTIONS TWO
LEILA RIVERS GOLDEN             Full       0   Full       0   Full   0                            0.00          0.00            0
                                                                                                  0.00          0.00            0
------------------------------------------------------------------------------------------------------------------------------------
FOOD LION #0194
FOOD LION, INC.                  PRS    1974   None       0   Full   0      08/01/02   07/31/07   2.99          1.00    7,428,000
                                                                            08/01/07   07/31/12   3.13          1.00            0
                                                                            08/01/12   07/31/17   3.27          1.00            0
                                                                            08/01/17   07/31/22   3.42          1.00            0
------------------------------------------------------------------------------------------------------------------------------------
SIMPLY 6 #37
SIMPLY FASHION STORES, INC.     Full       0   Full       0   Full   0      08/10/98   08/09/03   8.00          3.00      630,000

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 4/08/97                                                             Page 9

Property:  NORTHWAY PLAZA
           5100 FAURVIEW ROAD
           COLUMBIA, SC
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                   Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------------------
SIMPLY 6 #37
SIMPLY FASHION STORES, INC.      604-  50   2,700              02/10/93   08/09/98         0.00                     0.00
                                                                                           7.00     08/10/93   18,900.00
------------------------------------------------------------------------------------------------------------------------------------
Available
                                 604-  55   2,100                                          0.00                     0.00
------------------------------------------------------------------------------------------------------------------------------------
Available
                                 604-  60   3,360                                          0.00                     0.00
------------------------------------------------------------------------------------------------------------------------------------
G.Q. FASHIONS
YUSEF B. HAMEEN                  604-  70   3,600              12/01/92   02/28/98         0.00                     0.00
                                                                                           6.75     03/01/93   24,300.00
------------------------------------------------------------------------------------------------------------------------------------
SUNBELT CREDIT
SECURITY FINANCE                 604- 100   1,268              12/01/94   11/30/97         7.25     01/01/93    9,192.96
                                                                                           7.50     12/01/94    9,510.00
------------------------------------------------------------------------------------------------------------------------------------
VARIETY WHOLESALERS #558
ALLIED DEPARTMENT STORE #77/5    604- 110   8,000              08/01/89   05/31/00         2.50     09/01/89   20,000.04
                                                                                           0.00                     0.00
                                                                                           2.75     06/01/94   21,999.96
                                                                                           3.03     06/01/97   24,200.04
------------------------------------------------------------------------------------------------------------------------------------
REVCO #2596
REVCO DISCOUNT DRUG CENTERS O    604- 130   9,676              02/01/83   01/31/98         0.00                     0.00
                                                                                           3.25     02/01/83   31,446.96
                                                                                           0.00                     0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS                  PERCENT RENT
                                  Tax   Base    Ins    Base   CAM    Base                          per         Pcnt of   Amount  Nat
Tenant Name                      Recov  Year   Recov   Year  Recov   Year   Begin      End        SF/YR   Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
SIMPLY 6 #37
SIMPLY FASHION STORES, INC.     Full       0   Full       0   Full   0                            0.00          3.00            0
                                                                                                  0.00          3.00            0
------------------------------------------------------------------------------------------------------------------------------------
Available
                                           0              0          0                            0.00          0.00            0
------------------------------------------------------------------------------------------------------------------------------------
Available
                                           0              0          0                            0.00          0.00            0
------------------------------------------------------------------------------------------------------------------------------------
G.Q. FASHIONS
YUSEF B. HAMEEN                  PRS    1985    PRS    1985   Full   0      03/01/98   02/28/03   0.00          0.00            0
                                                                                                  0.00          0.00            0
------------------------------------------------------------------------------------------------------------------------------------
SUNBELT CREDIT
SECURITY FINANCE                 PRS    1987    PRS    1987   Full   0                            0.00          0.00            0
                                                                                                  0.00          0.00            0
------------------------------------------------------------------------------------------------------------------------------------
VARIETY WHOLESALERS #558
ALLIED DEPARTMENT STORE #77/5    PRS    1983    PRS    1983   Full   0      06/01/97   05/31/00   3.03          3.00      666,700  Y
                                                                                                  0.00          3.00            0  Y
                                                                                                  0.00          3.00      733,300  Y
                                                                                                  0.00          3.00      806,700  Y
------------------------------------------------------------------------------------------------------------------------------------
REVCO #2596
REVCO DISCOUNT DRUG CENTERS O    PRS    1982   None       0  Fixed   0      02/01/98   01/31/03   3.57          2.00    1,000,000
                                                                            02/01/03   01/31/08   3.93          2.00            0
                                                                            02/01/08   01/31/13   4.33          2.00            0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 4/08/97                                                            Page 10

Property:  NORTHWAY PLAZA
           5100 FAURVIEW ROAD
           COLUMBIA, SC
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                   Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------------------
RICHLAND MEMORIAL HOSPITAL
RICHLAND MEMORIAL HOSPITAL (5    604- 140   4,248              12/01/94   11/30/99         6.50     05/01/91   27,612.00
                                                                                           7.00     12/01/94   29,736.00
------------------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR STORES OF W. COL
FAMILY DOLLAR STORES OF W. COL   604- 150   8,000              01/01/87   12/31/01         3.13     01/01/92   25,000.08
                                                                                           3.25     01/01/97   26,000.04
                                                                                           0.00                     0.00
                                                                                           0.00                     0.00
------------------------------------------------------------------------------------------------------------------------------------
LORETTA'S HAIR BOUTIQUE
CHARLES AND LORETTA THOMAS       604- 160   2,000              11/01/96   10/31/99         6.50     12/01/90   12,999.96
                                                                                           7.00     11/01/93   14,000.04
------------------------------------------------------------------------------------------------------------------------------------
GOOD DAY CHINESE
YUEN TSANG FUND, YUEN HONG FU    604- 170       0    P         04/16/87   03/31/97         0.00     04/16/97   12,600.00
                                                                                           0.00     04/01/88   13,800.00
                                                                                           0.00     04/01/90   15,000.00
                                                                                           0.00     04/01/91   15,600.00
                                                                                           0.00     04/01/92   16,200.00
                                                                                           0.00     04/01/93   16,800.00
------------------------------------------------------------------------------------------------------------------------------------
NORTHWAY COIN LAUNDRY
FREDDIE MCCONNELL                604- 180       0    P         09/01/93   08/31/03         0.00     09/01/88    7,200.00
                                                                                           0.00     09/01/93   10,764.00

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS                  PERCENT RENT
                                  Tax   Base    Ins    Base   CAM    Base                          per         Pcnt of   Amount  Nat
Tenant Name                      Recov  Year   Recov   Year  Recov   Year   Begin      End        SF/YR   Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
RICHLAND MEMORIAL HOSPITAL
RICHLAND MEMORIAL HOSPITAL       PRS    1987    PRS    1987   Full   0                            0.00          0.00            0
                                                                                                  0.00          0.00            0
------------------------------------------------------------------------------------------------------------------------------------
FAMILY DOLLAR STORES OF W. COL
FAMILY DOLLAR STORES OF W. COL.  PRS    1987    PRS    1987   Full   0      01/01/92   12/31/96   3.13          3.00      833,300  Y
                                                                            01/01/97   12/31/01   3.25          3.00      866,700  Y
                                                                            01/01/02   12/31/06   3.38          3.00            0  Y
                                                                            01/01/07   12/31/11   3.50          3.00            0  Y
------------------------------------------------------------------------------------------------------------------------------------
LORETTA'S HAIR BOUTIQUE
CHARLES AND LORETTA THOMAS      Full       0   Full       0   Full   0                            0.00          0.00            0
                                                                                                  0.00          0.00            0
------------------------------------------------------------------------------------------------------------------------------------
GOOD DAY CHINESE
YUEN TSANG FUND, YUEN HONG FU   Full       0   None       0   None   0                            0.00          6.00      210,000  Y
                                                                                                  0.00          6.00      230,000  Y
                                                                                                  0.00          6.00      250,000  Y
                                                                                                  0.00          6.00      260,000  Y
                                                                                                  0.00          6.00      270,000  Y
                                                                                                  0.00          6.00      280,000  Y
------------------------------------------------------------------------------------------------------------------------------------
NORTHWAY COIN LAUNDRY
FREDDIE MCCONNELL               Full       0   Full       0   None   0      09/01/03   08/31/08   6.97          0.00            0
                                                                                                  0.00          0.00            0

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 4/08/97                                                            Page 11

Property:  NORTHWAY PLAZA
           5100 FAURVIEW ROAD
           COLUMBIA, SC
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                   Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------------------
NORTHWAY COIN LAUNDRY
FREDDIE MCCONNELL                604- 180       0    P         09/01/93   08/31/03         0.00     09/01/98   14,352.00
------------------------------------------------------------------------------------------------------------------------------------
ADVANCE AUTO STORE #508
ADVANCE STORES CO., INC.         604- 190       0    P         01/06/89   12/31/97         0.00     01/06/89   39,984.00
                                                                                           0.00     01/01/93   41,652.00
------------------------------------------------------------------------------------------------------------------------------------
OUTDOOR EAST #308
LAMAR ADVERTISING                604-2000       0    P         04/01/86   03/31/98         0.00     04/01/94      400.00

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS                  PERCENT RENT
                                  Tax   Base    Ins    Base   CAM    Base                          per         Pcnt of   Amount  Nat
Tenant Name                      Recov  Year   Recov   Year  Recov   Year   Begin      End        SF/YR   Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
NORTHWAY COIN LAUNDRY
FREDDIE MCCONNELL               Full       0   Full       0   None   0                            0.00          0.00            0
------------------------------------------------------------------------------------------------------------------------------------
ADVANCE AUTO STORE #508
ADVANCE STORES CO., INC.         PRS    1988    PRS    1988   None   0      01/01/98   12/31/02   7.50          2.50    1,599,400  Y
                                                                                                  0.00          2.50    1,666,100  Y
------------------------------------------------------------------------------------------------------------------------------------
OUTDOOR EAST #308
LAMAR ADVERTISING               None       0   None       0   None   0                            0.00          0.00            0
------------------------------------------------------------------------------------------------------------------------------------
                Square Feet: Occupied..    69,229                                Current Annual Base Rent     347,301.40
                             Available.     5,460
                             Total.....    74,689

PHOTOGRAPHS OF SUBJECT PROPERTY


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Subject Property - Looking East



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Subject Property - Looking Northeast

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Subject Property - Looking Southeast



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Subject Property - Looking Northeast

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Subject Property - Looking North



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Subject Property - Looking Northeast

                                [GRAPHIC OMITTED]

Fairfield Road - Looking South



                                [GRAPHIC OMITTED]

Fairfield Road - Looking North

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                                 PALMETTO PLAZA
                                 SHOPPING CENTER

                               493 Guignard Drive
                      Sumter, Sumter County, South Carolina



                                   Prepared by

                           Michael B. Dodds, MAI, CCIM

                       Date of Market Study - May 8, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]

                                                May 8, 1997


Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:    Market Study
       Palmetto Plaza
       493 Guignard Drive
       Sumter, Sumter County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. The analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data were inspected by Michael B. Dodds, MAI, CCIM on May 8, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 97,864 square feet of leasable area. The center was constructed in 1964, with renovations in 1985 and 1996. The anchor tenant is Food Lion, which occupies 32,510 square foot. The shopping center local stores are currently 96.8% occupied. In addition to the shopping center, there are several tenants occupying buildings on a ground lease basis.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                             Respectfully submitted,

                             O. MARSHALL DODDS COMPANY, INC.

                             /s/ Michael B. Dodds
                             --------------------
                             Michael B. Dodds, MAI, CCIM
                             State Certified General
                             Real Estate Appraiser (CG-543)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

The subject property is located in Sumter, approximately 44 miles southeast of Columbia. The Sumter area is heavily influenced by the proximity to the Shaw Air Force Base which is located 10 miles west of Sumter. The Base employs approximately 6,900 and was established in 1942. It appears that the future of Shaw Air Force Base is safe, with the base not being included on any of the base closure lists as part of the U.S. Base Realignment Program. Other large employers in the area include Carolina Golden Products, Santee Print Works and Tuomey Regional Medical Center. The unemployment rate for Sumter County as of March, 1997 was 6.2 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject neighborhood is an established area to the northwest of the central business district of Sumter. There has been very little new development occurring in the area in recent years, due in part to the lack of vacant land suitable for development. Developments in the immediate area consist of commercial type properties located along the major thoroughfares and residential uses on the secondary streets. The subject property is easily accessible to Broad Street, a main road leading into the downtown region. The property is also fronts on North Guignard Drive, which is a primary north/south thoroughfare. The general population of the residential areas surrounding the subject can be described as middle income. In general, the area is expected to remain stable in the near future, with very little new residential or commercial construction anticipated.

Physical features are as follows:

1.  Site Size         11.95 Acres

2.  Identity          Richland County TMS# 228-00-01-002 and 228-00-02-019 & 03

3.  Shape             Irregular - Adequate

4.  Topography        Generally level, on grade with North Guignard Road

5.  Accessibility     Good - North Guignard Road & Miller Road

6.  Utilities         Municipal

Physical Description

Building features are as follows:

1.  Size (net)        97,864 square feet

2.  Layout & Design   1 story, five buildings, several structures are
                      located on ground leased sites. Design is functional

3.  Parking Spaces    Approximately 500 (5.11 spaces per 1,000 SF of
                      building area) Recently repaved

4.  Construction      Brick and glass front with concrete block on
                      side. Roof is built up composition.

Market Position and Marketability Conclusions

The subject property is located in near downtown Sumter. There are few new traditional shopping centers in this area, with most having been constructed in the 1960's and 1970's. The lack of new construction has created a relatively strong market. Several new freestanding drug stores have been built in the general area during 1996 and 1997. The freestanding store concept has become popular in both small and large towns in South Carolina.

There is no formal real estate survey available for the Sumter area, therefore, published historical trends pertaining to the retail market could be reviewed. The current market appears to be stable, with several of the older shopping centers rebounding from low occupancy levels. The Wesmark Square has a vacant Rose's department store, but recently signed leases with Staples Office Supplies and Old America. The center is configured in an "L" shape, and the visibility from Broad Street is poor. A Piggly Wiggly supermarket was located in the center prior to relocating to Sumter Square.

The Sumter Square shopping center was renovated in approximately 1994-95 and the anchor tenant leases were renegotiated and extended at that time. This center has reportedly experienced a high occupancy level for several years. The Piggly Wiggly store was previously occupied by Bi-Lo. The location of this neighborhood is considered to be good.

The Market Place shopping center is anchored by Winn Dixie, and was built in 1990. Lease-up at this center was slow, partly due to its location on secondary thoroughfares. On the date of inspection, the center was approximately 85 - 90 percent occupied, which is considered to be its stabilized level. This shopping center is one of the more attractive centers in Sumter.

The Gateway shopping center is located on U.S. Highway #378, on the west side of town. This shopping center in anchored by Bi-Lo and has several vacant stores. The property was constructed in an "L" configuration, and several of the vacant stores are located in the corner portion of the building which has limited visibility. The rental rates at this shopping center are similar to the subject property.

The largest retail development in Sumter is the Jessamine Mall, a 345,850 square foot regional mall that was constructed in 1980. This mall is anchored by Belk's(63,913 SF), JC Penney(51,649 SF), Sears(51,633 SF), and Service Merchandise(39,329 SF). The mall was renovated in 1992, and is reportedly approximately 95 percent occupied. Freestanding retail stores are also scattered along Broad Street, with some of these having tenants including Wal-Mart, Lowes, K-Mart and Kroger. The small, unanchored strip centers along Broad Street and U.S. Highway #378 appear to have occupancy rates in the range of 75 to 85 percent.

Most of the retail development in Sumter is located on Broad Street, in proximity to Jessamine Mall. With the exception of Wesmark Square, the shopping centers in the market are operating at stabilized occupancy levels which appear to be in the range of 85 to 90 percent. The vacant anchor tenants at Wesmark Square will be difficult to lease, taking into consideration many tenant's preferences to occupy freestanding stores.

The tenant mix at the subject property and the comparables is typical, and tenant turnover at these centers appears to be average. Rental rates have increased slowly and steadily, and no proposed construction was discovered. The economy of Sumter is such that the demand for retail space should continue to increase moderately.

Trends

The subject property is located in an area of Sumter that has experienced little growth in recent years. The neighborhood is built up, with little vacant land available for development. Surrounding neighborhoods provide a good population base for the retailers at the subject property, and this demand is expected to continue. Most of the retail development in Sumter is located on Broad Street, in proximity to Jessamine Mall, and these properties are expected to continue to operate at high occupancy levels. The rental rates at the subject property generally are in the range of the comparables, and the recent renovation at the subject should place it in a more competitive position in the marketplace.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                         SUBJECT               COMPARABLE 1                COMPARABLE 2
                                         -------               ------------                ------------

1.  Identification

    a.  Name                          Palmetto Plaza           Wesmark Plaza               Sumter Square
                                      -----------------------  ------------------------    -------------------------
    b.  Street                        493 Guignard Drive       Broad @ Wesmark             Broad @ Bultman
                                      -----------------------  ------------------------    -------------------------
    c.  City                          Sumter, SC               Sumter, SC                  Sumter, SC
                                      -----------------------  ------------------------    -------------------------
    d.  Distance from subject         N/A                      2  miles                    1  mile
                                      -----------------------  ------------------------    -------------------------
    e.  Contact                       Edens & Avant            Don Epley                   Ogburn Company
                                      -----------------------  ------------------------    -------------------------
    f.  Phone                         (803)779-4420            (717) 288-1028              (803)779-7777
                                      -----------------------  ------------------------    -------------------------
2.  Attributes

    a.  Year built                    1964-85                  1966                        1972 (renovated 1995)
                                      -----------------------  ------------------------    -------------------------
    b.  Net sq. Ft.                   97,864                   229,417                     54,140
                                      -----------------------  ------------------------    -------------------------
    c.  # building                    Five                     One                         One
                                      -----------------------  ------------------------    -------------------------
    d.  #stories                      One                      One                         One
                                      -----------------------  ------------------------    -------------------------
    e.  Avg. Floor plate size         N/A                      N/A                         N/A
            (sq. Ft.), if office
                                      -----------------------  ------------------------    -------------------------
    f.  # elevators                   N/A                      N/A                         N/A
                                      -----------------------  ------------------------    -------------------------
    g.  Parking                       Adequate                 Adequate                    Adequate
                                      -----------------------  ------------------------    -------------------------
    h.  Construction Type             Brick/Concrete Block     Brick/Concrete Block        Brick/Concrete Block
                                      -----------------------  ------------------------    -------------------------
    I.  Vacancy %                     3.2%                     48% overall                 0%

                                      -----------------------  ------------------------    -------------------------
    j.  Anchors, if Retail            Food Lion, McCrory's,    Staples, Old America        Piggly Wiggly
                                      Eckerds
                                      -----------------------  ------------------------    -------------------------

                                      COMPARABLE 3          COMPARABLE 4
                                      ------------          ------------

1.  Identification

    a.  Name                          Market Place          Gateway Plaza
                                      --------------------  --------------------
    b.  Street                        Alice Dr @ Wesmark    1324 Broad Street
                                      --------------------  --------------------
    c.  City                          Sumter, SC            Sumter, SC
                                      --------------------  --------------------
    d.  Distance from subject         2 miles               2.5 miles
                                      --------------------  --------------------
    e.  Contact                       Joe Davis             Edens & Avant
                                      --------------------  --------------------
    f.  Phone                         (803)773-1939         (803)779-4420
                                      --------------------  --------------------
2.  Attributes

    a.  Year built                    1990                  1989
                                      --------------------  --------------------
    b.  Net sq. Ft.                   50,000                91,150
                                      --------------------  --------------------
    c.  # building                    Two                   One
                                      --------------------  --------------------
    d.  #stories                      One                   One
                                      --------------------  --------------------
    e.  Avg. Floor plate size         N/A                   N/A
            (sq. Ft.), if office
                                      --------------------  --------------------
    f.  # elevators                   N/A                   N/A
                                      --------------------  --------------------
    g.  Parking                       Adequate              Adequate
                                      --------------------  --------------------
    h.  Construction Type             Brick/Concrete Block  Brick/Concrete Block
                                      --------------------  --------------------
    I.  Vacancy %                     12 - 15 %              23.3%

                                      --------------------  --------------------
    j.  Anchors, if Retail            Winn-Dixie            Bi-Lo, Revco

                                      --------------------  --------------------

Comments: . No recent retail development has occurred, with the exception of free standing drug stores. No planned construction was discovered during the primary research.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                        SUBJECT              COMPARABLE 1                COMPARABLE 2
                                        -------              ------------                ------------
1.  Asking Rental Rate

     a.  Anchor Space            N/A                         N/A                         N/A
                                 -----------------------     ------------------------    ------------------------
     b.  Shop Space              $6.00 - $8.75/SF            $6.00 - $8.00/SF            $6.00 - $10.00/SF
                                 -----------------------     ------------------------    ------------------------
2.  Lease Type (Gross/Net)       Triple Net                  Triple Net                  Triple Net
                                 -----------------------     ------------------------    ------------------------
3.  Rent Concessions             Minimal                     Minimal                     None
                                 -----------------------     ------------------------    ------------------------
4.  Effective Rent               $6.00 - $8.75/SF             $6.00 - $8.00/SF           $6.00 - $10.00/SF
                                 -----------------------     ------------------------    ------------------------
5.  TI Allowance                 None                        None                        None
                                 -----------------------     ------------------------    ------------------------
6.  Expense Stop                 None                        None                        None
                                 -----------------------     ------------------------    ------------------------
7.  Length of Lease Term         3 - 5 years (shops)         1 - 5 years (shops)         1 - 3 years (shops)
                                 -----------------------     ------------------------    ------------------------
8.  Commissions                  5.00% - 7.00%               5.00% - 7.00%               5.00% - 7.00%
                                 -----------------------     ------------------------    ------------------------
9.  Percentage Rent              Food Lion                   None                        None
      (per lease terms)
                                 -----------------------     ------------------------    ------------------------
10. Historical Annual            N/A                         N/A                         N/A
      Absorption/sq.ft.
                                 -----------------------     ------------------------    ------------------------
11. Annual Operating Expense     N/A                         N/A                         N/A
psf (Including taxes)
                                 -----------------------     ------------------------    ------------------------

C.  RANK RELATIVE TO
       SUBJECT
      (inferior,                                             Inferior                    Similar
        similar, superior)
                                 -----------------------     ------------------------    ------------------------

                                COMPARABLE 3                 COMPARABLE 4
                                ------------                 ------------
1.  Asking Rental Rate
     a.  Anchor Space           N/A                          N/A
                                ------------------------     -------------------
     b.  Shop Space             $7.75 - $10.00/SF            $6.50 - $9.00/SF
                                ------------------------     -------------------
2.  Lease Type (Gross/Net)      Triple Net                   Triple Net
                                ------------------------     -------------------
3.  Rent Concessions            None                         None
                                ------------------------     -------------------
4.  Effective Rent               $7.75 - $10.00/SF           $6.50 - $9.00/SF
                                ------------------------     -------------------
5.  TI Allowance                None                         None
                                ------------------------     -------------------
6.  Expense Stop                None                         None
                                ------------------------     -------------------
7.  Length of Lease Term        3 - 5 years (shops)          1 - 3 years (shops)
                                ------------------------     -------------------
8.  Commissions                 5.00% - 7.00%                 5.00% - 7.00%
                                ------------------------     -------------------
9.  Percentage Rent             None                         None
      (per lease terms)
                                ------------------------     -------------------
10. Historical Annual           N/A                          N/A
      Absorption/sq.ft.
                                ------------------------     -------------------
11. Annual Operating Expense    N/A                           N/A
psf (Including taxes)
                                ------------------------     -------------------

C.  RANK RELATIVE TO
       SUBJECT
      (inferior,                Superior                     Similar
        similar, superior)
                                ------------------------     -------------------

D. EXPLAIN RANKING/COMMENTS: Comparable #1 has a significant amount of vacant space, with much of it being in two vacant anchor tenant stores. The center has poor visibility from Broad Street. Comparable #2 was renovated in 1995 and all leases were renegotiated and extended. This center is operating successfully and is attractive. Comparable #3 is the newest center in the area and is of above average quality construction. Comparable #4 is located on US Highway #378, on the west side of town. This center is similar to the subject. Leasing commissions are typically cashed out in this market.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1

================================================================================


                                [GRAPHIC OMITTED]


Name:                                    Wesmark Square
Location:                                Broad Street and Wesmark Boulevard
                                         Sumter, SC
Year Built:                              1966
Total Size:                              229,417 SF
Vacant Space:                            N/A
Vacancy Rate:                            48% overall
Rental Range:                            $6.00 - $8.00/ SF
Tenant Expenses:                         Triple Net

Remarks:

This shopping center has two large vacant anchor stores, including a 59,883 square foot Rose's store. The property is configured in an "L" shape, with one end being mostly vacant, and the other end being recently renovated. Current anchor tenants include a 21,696 square foot Staples Office Supply store and an Old America store. The property has limited visibility from Broad Street, although is across from Jessamine Mall.

Comparable Rental No. 2
================================================================================


                                [GRAPHIC OMITTED]


Name:                                    Sumter Square
Location:                                Broad Street @ Bultman
                                         Sumter, South Carolina
Year Built:                              1972
Total Size:                              54,140 SF
Vacant Space:                            0 SF
Vacancy Rate:                            0%
Rental Range:                            $6.00 - $10.00
Tenant Expenses:                         Triple Net

Remarks:

The anchor tenant is Piggly Wiggly, and the property was renovated recently, and the anchor tenant leases were renegotiated at that time. The property is in good condition for its age. Other tenants include Blockbuster Video and Family Dollar. This center is attractive and has good exposure from Broad Street.

Comparable Rental No. 3
================================================================================


                                [GRAPHIC OMITTED]


Name:                                    Market Place Shopping Center
Location:                                Alice Drive @ Wesmark Blvd.
                                         Sumter, South Carolina
Year Built:                              1990
Total Size:                              50,000 SF
Vacant Space:                            2,500 - 3,000 SF
Vacancy Rate:                            12.5 - 15 % locals
Rental Range:                            $7.75 - $10.00/SF
Tenant Expenses:                         Triple Net

Remarks:

The anchor tenant is Winn-Dixie, which occupies 29,888 Square feet. The property is an established center in the neighborhood and was approximately 85 to 90 percent occupied on the date of inspection. The vacancy consisted of two small stores. The property overall is in good condition.

Comparable Rental No. 4
================================================================================


                                [GRAPHIC OMITTED]


Name:                                    Gateway Plaza
Location:                                1324 Broad Street Extension
                                         Sumter, South Carolina
Year Built:                              1989
Total Size:                              91,150 SF
Vacant Space:                            10,900 SF
Vacancy Rate:                            23.3%
Local Rent Range:                        $ 6.50 - $9.00
Tenant Expenses:                         Triple Net

Remarks:

This center has an anchor tenant space that is occupied by Bi-Lo(36,000 SF). Three vacant stores ranging from 1,500 to 5,400 square feet are available. The property is in good condition. Several of the vacant stores are in an area of the center which has very poor visibility.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                         SUBJECT             COMPARABLE 1                COMPARABLE 2
                                         -------             ------------                ------------
1.   Identification

     a.  Name                    Palmetto Plaza              St. Andrews Crossing        Eastgate Center
                                 ------------------------    ------------------------    --------------------------
     b.  Street Address          493 Guignard Drive          817 St. Andrews Road        NWC Whiskey Rd. &
                                                                                         Eastgate Dr.
                                 ------------------------    ------------------------    --------------------------
     c.  City                    Sumter, SC                  Columbia, SC                Aiken, SC
                                 ------------------------    ------------------------    --------------------------
     d.  Distance from Subject   N/A                         45 miles                    80 miles
                                 ------------------------    ------------------------    --------------------------
2.  Attributes

     a.  Year Built              1964                        1994                        1995
                                 ------------------------    ------------------------    --------------------------
     b.  Net sq. feet            97,864                      66,910                      75,716
                                 ------------------------    ------------------------    --------------------------
     c.  # Buildings             5                           1                           1
                                 ------------------------    ------------------------    --------------------------
     d.  # of Stories            1                           1                           1
                                 ------------------------    ------------------------    --------------------------
     e.  Vacancy %               3.2%                        0.0%                        5.0%
                                 ------------------------    ------------------------    --------------------------
3.  Sales Information

     a.  Sales Price             N/A                         $6,550,000                  $6,675,000
                                 ------------------------    ------------------------    --------------------------
     b.  Sales Price PSF         N/A                         $97.89                      $88.16
                                 ------------------------    ------------------------    --------------------------
     c.  Cap. Rate               N/A                         9.69%                       9.86%
                                 ------------------------    ------------------------    --------------------------
     d.  Date                    N/A                         May 24,1994                 September 28, 1995
                                 ------------------------    ------------------------    --------------------------
     e.  NOI at time of Sale     N/A                         $634,797                    $657,896

                                 ------------------------    ------------------------    --------------------------
4.  Rank Relative to Subject     N/A                         Superior                    Superior
     (inferior, similar,
          superior)
                                 ------------------------    ------------------------    --------------------------

                                 COMPARABLE 3               COMPARABLE 4
                                 ------------               ------------
1.   Identification

     a.  Name                    One Norman Center          Paw Creek Commons
                                 -----------------------    --------------------
     b.  Street Address          19706 One Norman Blvd.     E/S Little Rock Rd.
                                                            At Freedom Drive
                                 -----------------------    --------------------
     c.  City                    Cornelius, NC              Charlotte, NC
                                 -----------------------    --------------------
     d.  Distance from Subject   145 miles                  130 miles
                                 -----------------------    --------------------
2.  Attributes

     a.  Year Built              1993                       1996
                                 -----------------------    --------------------
     b.  Net sq. feet            54,185                     66,050
                                 -----------------------    --------------------
     c.  # Buildings             1                          1
                                 -----------------------    --------------------
     d.  # of Stories            1                          1
                                 -----------------------    --------------------
     e.  Vacancy %               0.0%                       2.73%
                                 -----------------------    --------------------
3.  Sales Information

     a.  Sales Price             $4,650,000                 $5,120,000
                                 -----------------------    --------------------
     b.  Sales Price PSF         $85.82                     $77.52
                                 -----------------------    --------------------
     c.  Cap. Rate               9.68%                      9.60%
                                 -----------------------    --------------------
     d.  Date                    October 12, 1995           March 25, 1997
                                 -----------------------    --------------------
     e.  NOI at time of Sale     $450,188                   $517,412

                                 -----------------------    --------------------
4.  Rank Relative to Subject     Superior                   Superior
     (inferior, similar,
          superior)
                                 -----------------------    --------------------

Explain Ranking/Comments: The comparable sales are all superior to the subject property with respect to age, although the subject property has been renovated several times. The most renovation was in 1996, and the parking lot was recently repaved. The subject property has a desirable tenant mix and has been well managed.

Comparable Sale No. 1


                                [GRAPHIC OMITTED]


TMS:                        6012 -1 -1
Name:                       St. Andrews Crossing
Location:                   817 St. Andrews Road, Columbia, SC
Grantor:                    Hayley-Redd, L.P.
Grantee:                    F.A.C. Properties
Deed Reference:             Book 1199, Page 331
Date:                       May 25, 1994
Sales Price:                $6,550,000
Adjusted Sales Price:       $6,550,000
Size building               66,910
Sales Price per S.F.:       $97.89
Size Land (Acres):          8.08
Size Land (S.F.):           351,965
Year Built:                 1994
Land/Building Ratio:        5.26 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $686,905
EGIM:                       9.54
Net Operating Income:       $634,797
Overall Rate:               9.69%
Verification:               Public Records
Type of Purchaser:          Private Investor
Comments:
This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2


                                [GRAPHIC OMITTED]


Name:                       Eastgate Shopping Center
Location:                   Northwest Corner of Whiskey Road & Eastgate Drive
                            Aiken, SC
Grantor:                    Southwest U.S. Retail, LP
Grantee:                    PDG Aiken Partners, LP
Deed Reference:             N/A
Date:                       September 28, 1995
Sales Price:                $6,675,000
Adjusted Sales Price:       $6,675,000
Size building:              75,716
Sales Price per S.F.:       $88.16
Size Land (Acres):          8.79
Size Land (S.F.):           382,892
Year Built:                 1995
Land/Building Ratio:        5.06 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Effective Gross Income:     $782,704
EGIM:                       8.53
Net Operating Income:       $657,896
Overall Rate:               9.86%
Verification:               Public Records
Type of Purchaser:          Private Investor
Comments:
Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3


                                [GRAPHIC OMITTED]


Name:                       One Norman Center
Location:                   19706 One Norman Boulevard
                            Cornelius, Mecklenburg County, NC
Grantor:                    One Norman Center, LP
Grantee:                    Lucky Realty
Deed Reference:             Book 8325, Page 721
Date:                       October 12, 1995
Sales Price:                $4,650,000
Adjusted Sales Price:       $4,650,000
Size building:              54,185
Sales Price per S.F.:       $85.82
Size Land (Acres):          5.69
Size Land (S.F.):           247,856
Year Built:                 1993
Land/Building Ratio:        4.57 to 1
Utilities:                  All Public
Zoning:                     CUB-2
Financing:                  Cash to Seller
Gross Potential Income:     $474,591 - $8.76/SF
Effective Gross Income:     $474,591 - $8.76/SF
Gross Income Multiple:      9.80
EGIM:                       9.80
Net Operating Income:       $450,188 - $8.31/SF
Overall Rate:               9.68%
Verification:               Public Records
Type of Purchaser:          Private Investor
Comments:
This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4


                                [GRAPHIC OMITTED]


TMS:                        59-231-22,23 pt.
Name:                       Paw Creek Commons
Location:                   East side of Little Rock Road at Freedom Drive
Grantor:                    Paw Creek, LLC
Grantee:                    Paw Creek Crossing Limited Partnership
Deed Reference:             Book 8988, Page 519
Date:                       March 25, 1997
Sales Price:                $5,120,000
Adjusted Sales Price:       $5,384,000
Size building:              66,050
Sales Price per S.F.:       $77.52
Size Land (Acres):          9.82
Size Land (S.F.):           427,759
Year Built:                 1996
Land/Building Ratio:        6.48 to 1
Utilities:                  Municipal
Zoning:                     CC, Commercial Center
Financing:                  Cash to Seller
Gross Potential Income:     $568,840
Effective Gross Income:     $552,054
Gross Income Multiple:      9.00
EGIM:                       9.27
Net Operating Income:       $517,412
Overall Rate:               9.61%
Verification:               Public Records
Type of Purchaser:          Private Investor
Comments:
The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

      Comparables Rental Map
      Comparables Sales Map
      Building Layout
      Rent Roll
      Photographs of Subject

                                [GRAPHIC OMITTED]

                             Rental Comparables Map

                                [GRAPHIC OMITTED]

                         Improved Sales Comparables Map

                                [GRAPHIC OMITTED]

                                   Site Plan

Date: 04/08/97                 EDENS & AVANT, INC.                     Page  24
                             Retail Custom Rent Roll

Property:   PALMETTO PLAZA
            493 GUIGNARD DRIVE
            SUMTER, SC

Column Legends:
      Tenant/Propert MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                       LEASE TERM                        RENT INFORMATION
                                                                                             per                  Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin   Base Rent

--------------------------------------------------------------------------------------------------------------------------
WASH TUB LAUNDRY, INC.
WASH TUB LAUNDRY, INC.           612-   10       3,400         09/01/96    08/31/01           0.00                    0.00
                                                                                              8.00   10/01/92    27,199.92
                                                                                              0.00                    0.00
                                                                                              8.75   09/01/96    29,750.04
                                                                                              9.25   09/01/98    31,449.96
--------------------------------------------------------------------------------------------------------------------------
FOOD LION #179
FOOD TOWN STORES, INC.           612-   30      32,510         05/18/83    05/17/03           3.12    06/10/83  101,499.96
                                                                                              3.68    04/10/96  119,499.96
                                                                                              0.00                    0.00
                                                                                              0.00                    0.00
                                                                                              0.00                    0.00
                                                                                              0.00                    0.00
--------------------------------------------------------------------------------------------------------------------------
HI-LITES
GRIFFIN 88, INC.                 612-   40       3,000         10/01/91    09/30/98           0.00                    0.00
                                                                                              0.00                    0.00
                                                                                              6.00    11/01/91   18,000.00
                                                                                              6.25    10/01/93   18,750.00
                                                                                              6.50    10/01/94   19,500.00
                                                                                              6.83    10/01/96   20,475.00
--------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                           REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount   Nat
Tenant Name                    Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over    Brk

------------------------------------------------------------------------------------------------------------------------------------
WASH TUB LAUNDRY, INC.
WASH TUB LAUNDRY, INC.          Full      0   Full      0   Full      0    09/01/01   09/31/06     10.00      5.00      500,000
                                                                           09/01/06   08/31/11     11.00      5.00      544,000  Y
                                                                                                    0.00      5.00      475,000  Y
                                                                                                    0.00      5.00      595,000  Y
                                                                                                    0.00      5.00      629,000  Y
------------------------------------------------------------------------------------------------------------------------------------
FOOD LION #l79
FOOD TOWN STORES, INC.          PRS    1984   PRS    1983   Full      0    05/18/03   05/17/08      3.34      1.00   10,150,000  Y
                                                                           05/18/08   05/17/13      3.64      0.01      237,136  Y
                                                                           05/18/13   05/17/18      3.95      0.01            0  Y
                                                                           05/18/18   05/17/23      4.25      0.01            0  Y
                                                                           05/18/23   05/17/28      0.00      0.01            0  Y
                                                                           05/18/28   05/17/33      0.00      0.01            0  Y
------------------------------------------------------------------------------------------------------------------------------------
HI-LITES
GRIFFIN 88, INC.                Full      0   Full      0   Full      0    10/01/96   09/30/98      6.83      4.50      500,000
                                                                           10/01/98   09/30/00      7.17      4.50            0
                                                                                                    0.00      4.50            0
                                                                                                    0.00      4.50            0
                                                                                                    0.00      4.50            0
                                                                                                    0.00      4.50            0
------------------------------------------------------------------------------------------------------------------------------------

Date: 04/08/97                 EDENS & AVANT, INC.                     Page  25
                             Retail Custom Rent Roll

Property:   PALMETTO PLAZA
            493 GUIGNARD DRIVE
            SUMTER, SC

Column Legends:
      Tenant/Propert MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index


--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                       LEASE TERM                        RENT INFORMATION
                                                                                             per                  Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin   Base Rent

--------------------------------------------------------------------------------------------------------------------------
FOUR SEASONS FASHIONS, INC.
FOUR SEASONS FASHIONS, INC.      612-    50     4,000           08/01/95    12/31/98          0.00                   0.00
                                                                                              0.00                   0.00
                                                                                              5.00    11/01/91  19,999.92
                                                                                              6.00    01/01/96  24,000.00
                                                                                              6.50    01/01/97  25,999.92
                                                                                              7.00    01/01/98  27,999.96
--------------------------------------------------------------------------------------------------------------------------
ONE PRICE CLOTHING #14
ONE PRICE CLOTHING STORES, IN    612-    70     3,000           02/01/96    01/31/01          6.07    11/01/90  18,200.04
                                                                                              0.00                   0.00
                                                                                              8.00    02/01/96  24,000.00
--------------------------------------------------------------------------------------------------------------------------
PIECE GOODS #0101
                                 612-    90     5,000           12/01/88    11/30/93          6.60    12/01/88  33,000.00
--------------------------------------------------------------------------------------------------------------------------
GREAT WALL CHINESE RESTAURANT
                                 612-   100     1,690           09/01/93    08/31/03          6.06    09/01/93  10,233.84
                                                                                              6.77    09/01/96  11,433.84
                                                                                              7.76    09/01/98  13,114.32
                                                                                              8.51    09/01/00  14,381.88
--------------------------------------------------------------------------------------------------------------------------
ECKERD'S #2410
                                 612-   120     8,850           08/01/83    07/31/03          5.75    08/01/83  50,887.56
                                                                                              0.00                   0.00
--------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                  Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount  Nat
Tenant Name                      Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over   Brk

------------------------------------------------------------------------------------------------------------------------------------
FOUR SEASONS FASHIONS, INC.
FOUR SEASONS FASHIONS, INC.      Full      0  Full       0   Full      0    11/01/94   10/31/97      0.00       4.00    650,000
                                                                                                     0.00       4.00          0
                                                                                                     0.00       4.00          0
                                                                                                     0.00       4.00          0
                                                                                                     0.00       4.00          0
                                                                                                     0.00       4.00          0
------------------------------------------------------------------------------------------------------------------------------------
ONE PRICE CLOTHING #14
ONE PRICE CLOTHING STORES, IN    Full      0  Full       0   Full      0    02/01/01   01/31/06      9.00       4.00    455,000   Y
                                                                                                     0.00       4.00          0   Y
                                                                                                     0.00       4.00    600,000   Y
------------------------------------------------------------------------------------------------------------------------------------
PIECE GOODS #0101
                                 PRS    1982  PRS     1982   Fixed     0                             0.00       0.00          0
------------------------------------------------------------------------------------------------------------------------------------
GREAT WALL CHINESE RESTAURANT
                                 Full      0  Full       0   Full      0                             0.00       0.00          0
                                                                                                     0.00       0.00          0
                                                                                                     0.00       0.00          0
                                                                                                     0.00       0.00          0
------------------------------------------------------------------------------------------------------------------------------------
ECKERD'S #2410
                                 PRS    1984  None       0   Full      0    08/01/03   07/31/08      5.75       0.00          0
                                                                            08/01/08   07/31/13      5.75       0.00          0
------------------------------------------------------------------------------------------------------------------------------------

Date: 04/08/97                 EDENS & AVANT, INC.                     Page  26
                             Retail Custom Rent Roll

Property:   PALMETTO PLAZA
            493 GUIGNARD DRIVE
            SUMTER, SC

Column Legends:
      Tenant/Propert MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index


--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                       LEASE TERM                        RENT INFORMATION
                                                                                             per                  Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin   Base Rent

--------------------------------------------------------------------------------------------------------------------------

MCCRORY CORPORATION
MCCRORY STORES                   612-   130     20,040          02/01/64   02/12/99            0.00                 0.00
                                                                                               1.20  02/13/89  24,000.00
                                                                                               0.00                 0.00
                                                                                               0.00                 0.00
--------------------------------------------------------------------------------------------------------------------------
SIMPSON HARDWARE INC.
SIMPSON PALMETTO PLAZA HARDWA    612-   140     14,300          11/01/94   10/31/98            0.00                 0.00
                                                                                               3.50  11/01/90  50,049.96
                                                                                               0.00                 0.00
                                                                                               4.25  11/01/94  60,774.96
--------------------------------------------------------------------------------------------------------------------------
MARTIN THEATRES
MARTIN THEATRES OF GEORGIA, I    612-   150          0  P       07/01/92   06/30/97            0.00  07/01/92   4,950.00
                                                                                               0.00                 0.00
                                                                                               0.00                 0.00
                                                                                               0.00                 0.00
--------------------------------------------------------------------------------------------------------------------------
Available
                                 612-   160          0  P                                      0.00                 0.00
--------------------------------------------------------------------------------------------------------------------------
HARDEE'S
CALE YARBOROUGH ENTERPRISES,     612-   170          0  P       09/16/80   09/15/00            0.00                 0.00
                                                                                               0.00  10/01/80  27,555.96
                                                                                               0.00                 0.00

------------------------------------------------------------------------------------------------------------------------------------
                                             REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                                  Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount  Nat
Tenant Name                      Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over   Brk

------------------------------------------------------------------------------------------------------------------------------------

MCCRORY CORPORATION
MCCRORY STORES                    None      0  None    0      Fixed      0    02/01/79  01/31/84    0.95        4.00     24,000
                                                                              02/13/84  02/12/89    1.20        3.00    600,000
                                                                              02/13/89  02/12/94    1.20        3.00          0
                                                                              02/13/94  02/12/99    1.20        3.00          0
------------------------------------------------------------------------------------------------------------------------------------
SIMPSON HARDWARE INC.
SIMPSON PALMETTO PLAZA HARDWA     PRS    1988  None    0      Fixed      0    11/01/98  10/31/03    0.00        0.00          0
                                                                              11/01/03  10/31/08    0.00        0.00          0
                                                                                                    0.00        0.00          0
                                                                                                    0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
MARTIN THEATRES
MARTIN THEATRES OF GEROGIA, I     None      0  None    0      Fixed      0    07/01/92  06/30/97    0.47        0.00          0
                                                                              07/01/97  06/30/02    0.53        0.00          0
                                                                              07/01/02  06/30/07    0.59        0.00          0
                                                                              07/01/07  06/30/12    0.64        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
Available
                                            0          0                 0                          0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
HARDEE'S
CALE YARBOROUGH ENTERPRISES,      None      0  None    0      Fixed      0    10/01/00  09/30/05    0.00        5.00          0  Y
                                                                              10/01/05  09/30/10    0.00        5.00    551,100  Y
                                                                              10/01/10  09/30/15    0.00        5.00          0  Y

Date: 04/08/97                 EDENS & AVANT, INC.                     Page  27
                             Retail Custom Rent Roll

Property:   PALMETTO PLAZA
            493 GUIGNARD DRIVE
            SUMTER, SC

Column Legends:
      Tenant/Propert MISC column: K - Kiosk / P - Perimeter Tenant
      Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index


--------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                       LEASE TERM                        RENT INFORMATION
                                                                                             per                  Annual
Tenant Name                        Unit #    Sq Feet   Misc    From         To        MTM   SF/YR      Begin   Base Rent

--------------------------------------------------------------------------------------------------------------------------

HARDEE'S
CALE YARBOROUGH ENTERPRISES,     612-   170          0  P       09/16/80   09/15/00            0.00                 0.00
--------------------------------------------------------------------------------------------------------------------------
NATIONAL BANK OF SC
NATIONAL BANK OF S.C.            612-   180          0  P       01/01/88   12/31/03            0.00   01/01/88   7,399.92
                                                                                               0.00   01/01/89   8,599.92
                                                                                               0.00   01/01/94  12,000.00
                                                                                               0.00   01/01/99  15,999.96
--------------------------------------------------------------------------------------------------------------------------
Available
                                 612-  190       1,156  P                                      0.00                  0.00
--------------------------------------------------------------------------------------------------------------------------
CHOCOLATE BLOCK
JOHN G. MOISE                    612-  200         918          04/12/97   04/30/00            8.25   05/01/97   7,573.56
--------------------------------------------------------------------------------------------------------------------------
                   Square Feet:  Occupied..     96,708                          Current Annual Base Rent       444,327.24
                                 Available.      1,156
                                 Total.....     97,864

-----------------------------------------------------------------------------------------------------------------------------------
                                          REIMBURSEMENTS                      RENEWAL OPTIONS                   PERCENT RENT
                               Tax   Base   Ins    Base   CAM    Base                           per         Pcnt  of  Amount   Nat
Tenant Name                   Recov  Year  Recov   Year  Recov   Year      Begin       End     SF/YR   Typ             Over    Brk

-----------------------------------------------------------------------------------------------------------------------------------

HARDEE'S
CALE YARBOROUGH ENTERPRISES,   None      0  None    0      Fixed      0   10/01/15  09/30/20     0.00        5.00          0   Y
-----------------------------------------------------------------------------------------------------------------------------------
NATIONAL BANK OF SC
NATIONAL BANK OF S.C.          Full      0  Full    0      Fixed      0                          0.00        0.00          0
                                                                                                 0.00        0.00          0
                                                                                                 0.00        0.00          0
                                                                                                 0.00        0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
Available
                                         0          0                 0                          0.00        0.00          0

-----------------------------------------------------------------------------------------------------------------------------------
CHOCOLATE BLOCK
JOHN G. MOISE                  Full      0  Full    0      Full       0                          0.00        0.00          0
-----------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY


                                [GRAPHIC OMITTED]

Subject Property Looking Southeast


                                [GRAPHIC OMITTED]

Subject Property Looking Northeast

                               [GRAPHIC OMITTED]

Theater Building Looking Northeast


                                [GRAPHIC OMITTED]

Hardees Looking South

                                [GRAPHIC OMITTED]

Shops and Bank Looking West


                                [GRAPHIC OMITTED]

Rear Of Subject Looking Northwest

                                [GRAPHIC OMITTED]

Rear Of Subject Looking South


                                [GRAPHIC OMITTED]

Guignard Drive Looking South

                                [GRAPHIC OMITTED]

Guignard Drive Looking North


                                [GRAPHIC OMITTED]

Miller Road Looking East

                               [GRAPHIC OMITTED]

Miller Road Looking West

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                               ROSEWOOD EXTENSION
                                  RETAIL CENTER

                               4450 Rosewood Drive
                    Columbia, Richland County, South Carolina



                                   Prepared by

                           Michael B. Dodds, MAI, CCIM

                       Date of Market Study - May 13, 1997

                  [Letterhead of O. Marshall Dodds Co., Inc.]

                                            May 13, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:  Market Study
     Rosewood Extension Retail Center
     4450 Rosewood Drive
     Columbia, Richland County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. The analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data were inspected by Michael B. Dodds, MAI, CCIM on May 13, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of an unanchored shopping center that contains 13,188 square feet of leasable area. The center was constructed in 1989, and the largest tenant is Blockbuster Video, which occupies 6,400 square feet. The center is currently 87.7 percent occupied.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                            Respectfully submitted,

                                            O. MARSHALL DODDS COMPANY, INC.


                                            /s/ Michael B. Dodds
                                            -----------------------------------
                                            Michael B. Dodds, MAI, CCIM
                                            State Certified General
                                            Real Estate Appraiser (CG-543)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as: insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial markets.

The unemployment rate for Richland County as of March, 1997 was 3.7 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject property is located on Rosewood Drive Extension, just west of its intersection with Garners Ferry Road. Garners Ferry Road is a major thoroughfare leading into Columbia from the southeast region of Richland County. The new Southeastern Beltway, which connects Interstate #20 with Interstate #26 intersects with Garners Ferry Road approximately 2 miles east of the subject. This new freeway has increased the accessibility to the retail and service related facilities in the neighborhood. The location is convenient to the single and multi family dwellings that are located throughout the neighborhood. Other major developments in the neighborhood include Midlands Technical College, VA Hospital and Woodhill Mall. Generally, the neighborhood is an established area that offers a wide range of housing options. Fort Jackson is located to the north of the subject and influences the housing market. Overall, the area is desirable, although future growth is expected to be limited.

Physical features are as follows:

1.  Site Size                      1.54+/- Acres or 67,082 square feet

2.  Identity                       Richland County TMS# 13809-05-01

3.  Shape                          Rectangular - Adequate

4.  Topography                     Generally level, slightly above grade
                                   of Rosewood

5.  Accessibility                  Good - Rosewood Dr. and Gills Creek Parkway

6.  Utilities                      Municipal

Physical Description

Building features are as follows:

1.  Size (net)                     13,188 square feet

2.  Layout & Design                1 story, two buildings - 4 tenant spaces.
                                   Design is functional

3.  Parking Spaces                 Approximately 101 (7.66 spaces per
                                   1,000 SF of building area)

4.  Construction                   Brick and glass front with concrete block on
                                   side. Roof is built up composition.

Market Position and Marketability Conclusions

The sub-market in which the subject property is located is the South Columbia area. According to the 1996 Central Carolina Business Review and Investment Guide, there are 13 shopping centers totaling approximately 1,226,087 square feet. The available square footage consists of approximately 220,238 square feet with the vacancy rate being 17.4 percent. There are no shopping centers under construction at this time, or planned according to the survey. The newest shopping center in the neighborhood is the Crossroads Commons shopping center. This center contains 85,000 square feet, and is anchored by a 35,225 square foot Bi-Lo, a 19,648 square foot Staples and a Revco. There are two vacancies in this center, with one being a store previously occupied by Hollywood Video.

The subject property is located on Rosewood Drive Extension, just west of its intersection with Garners Ferry Road. The location is convenient to the single family dwellings that are located throughout the neighborhood, as well as commuters to employment areas. The area is influenced by the proximity to Fort Jackson to the north and the University of South Carolina and Midlands Technical College to the south. Much of the multi family housing in the area is marketed to students and military personnel.

Anchor tenants occupying space in the neighborhood include K-Mart, Wal-Mart, Food Lion, Piggly Wiggly, Target and Harris Teeter. The shopping centers in the neighborhood are generally anchored by supermarkets or discount stores. The rental range for the shops in these centers is from $8.00 to $13.50 per square foot on a triple net basis. The smaller and older centers have rental rates generally ranging from $6.00 to $10.00 per square foot.

The subject property is an unanchored retail center and would typically attract a different typical tenant than a standard shopping center due to it having no true anchor tenant. The largest tenant is Blockbuster Video, which has eight stores in the Columbia area. In addition to Blockbuster, tenants at the subject include TCBY Yogurt and Sounds Familiar. The tenant mix is considered to be good and the parking provided is adequate. According to the above mentioned survey, the subject property has the highest rental rates in the sub-market. Accessibility and location are positive factors affecting the marketability of the subject. In general, the subject property is attractive and should compete well with the smaller shopping centers.

The rental rates charged at the subject range from$13.00 to $15.00 per square foot. These rents are considered reasonable for the market, and are at the upper end of the range for properties in the South Columbia sub-market. The subject property has operated at a high occupancy rate, and three of the tenants have occupied their respective spaces since completion of construction in 1989.

Trends:

The subject property is located in the southeast section of the metropolitan area of Columbia. There has been little new retail development in the immediate area in recent years, and the largest retail center has experienced difficulties. The vacancy rate for the sub-market is the second highest in Columbia, with much of the vacant space being attributable to vacant anchor tenant spaces. Rental rates have remained stable during 1995 and 1996 and this is expected to remain the same in the near future for the overall market. The subject property is considered to be in a better position to command rental rate increases. It is believed that the 1,625 square foot vacant store at the subject will lease quickly.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

================================================================================

I.  COMPARABLE PROPERTIES

A   PROPERTY DESCRIPTION

                                             SUBJECT             COMPARABLE 1               COMPARABLE 2
                                             -------             ------------               ------------
1.  Identification
    a.  Name                          Rosewood Extension         Crossroads Commons         Dreher Plaza
                                      ----------------------     -----------------------    -----------------------
    b.  Street                        4450 Rosewood Drive        Devine Street @ Ft.        100 Dreher Road
                                                                 Jackson Boulevard
                                      ----------------------     -----------------------    -----------------------
    c.  City                          Columbia, SC               Columbia, SC               West Columbia, SC
                                      ----------------------     -----------------------    -----------------------
    d.  Distance from subject         N/A                        0.25 mile                  8 miles
                                      ----------------------     -----------------------    -----------------------
    e.  Contact                       Edens & Avant, Inc.        Ahold                      Edens & Avant, Inc.
                                      ----------------------     -----------------------    -----------------------
    f.  Phone                         803-779-4420               803-776-9015               803-779-4420
                                      ----------------------     -----------------------    -----------------------
2.  Attributes
    a.  Year built                    1989                       1993                       1989
                                      ----------------------     -----------------------    -----------------------
    b.  Net sq. Ft.                   13,188                     85,000                     20,276
                                      ----------------------     -----------------------    -----------------------
    c. # building                     2                          1                          1
                                      ----------------------     -----------------------    -----------------------
    d. #stories                       1                          1                          1
                                      ----------------------     -----------------------    -----------------------
    e. Avg. Floor plate size (SF),
            if office                 N/A                        N/A                        N/A
                                      ----------------------     -----------------------    -----------------------
    f. # elevators                    N/A                        N/A                        N/A
                                      ----------------------     -----------------------    -----------------------
    g. Parking                        Adequate                   Adequate                   Adequate
                                      ----------------------     -----------------------    -----------------------
    h. Construction Type              Brick/Concrete Block       Brick/Concrete Block       Brick/Concrete Block
                                      ----------------------     -----------------------    -----------------------
    I.  Vacancy %                     12.3%                      0%                         0%
                                      ----------------------     -----------------------    -----------------------
    j.  Anchors, if Retail
                                      Blockbuster                Staples, Bi-Lo, Revco      Blockbuster
                                      ----------------------     -----------------------    -----------------------


                                     COMPARABLE 3                COMPARABLE 4
                                     ------------                ------------
1.  Identification
    a.  Name                         The Forum                   Shoppes at 4600
                                     -----------------------     -----------------------
    b.  Street                       2818 Devine Street          4600 Forest Drive

                                     -----------------------     -----------------------
    c.  City                          Columbia, SC                Columbia, SC
                                     -----------------------     -----------------------
    d.  Distance from subject        3 miles                     4 miles
                                     -----------------------     -----------------------
    e.  Contact                      Edens & Avant               Walter Taylor
                                     -----------------------     -----------------------
    f.  Phone                        803-779-4420                803-256-1050
                                     -----------------------     -----------------------
2.  Attributes
    a.  Year built                   1987                        1977
                                     -----------------------     -----------------------
    b.  Net sq. Ft.                  19,570                      16,060
                                     -----------------------     -----------------------
    c. # building                    1                           1
                                     -----------------------     -----------------------
    d. #stories                      1                           1
                                     -----------------------     -----------------------
    e. Avg. Floor plate size (SF),
            if office                N/A                         N/A
                                     -----------------------     -----------------------
    f. # elevators                   N/A                         N/A
                                     -----------------------     -----------------------
    g. Parking                       Adequate                    Adequate
                                     -----------------------     -----------------------
    h. Construction Type             Brick/Concrete Block        Brick/Concrete Block
                                     -----------------------     -----------------------
    I.  Vacancy %                    0%                          0%
                                     -----------------------     -----------------------
    j.  Anchors, if Retail
                                     Storehouse                  None
                                     -----------------------     -----------------------

Comments:
One vacancy at comparable #1 is a store which was leased to Hollywood Video.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION
================================================================================

                                             SUBJECT              COMPARABLE 1                COMPARABLE 2
                                             -------              ------------                ------------
1.  Asking Rental Rate
     a.  Anchor Space                 N/A                         N/A                         N/A
                                      -----------------------     -----------------------     ----------------------
     b.  Shop Space                   $13.00 - $15.00/SF          $11.00 - $12.00/SF          $7.00 - $12.45/SF
                                      -----------------------     -----------------------     ----------------------
2.  Lease Type (Gross/Net)            Triple Net                  Triple Net                  Triple Net
                                      -----------------------     -----------------------     ----------------------
3.  Rent Concessions                  None                        None                        None
                                      -----------------------     -----------------------     ----------------------
4.  Effective Rent                    $13.00 - $15.00/SF          $11.00 - $12.00/SF          $7.00 - $12.45/SF
                                      -----------------------     -----------------------     ----------------------
5.  TI Allowance                      None                        None                        None
                                      -----------------------     -----------------------     ----------------------
6.  Expense Stop                      None                        None                        None
                                      -----------------------     -----------------------     ----------------------
7.  Length of Lease Term              3 - 5 years (shop)          3 - 5 years (shop)          3 - 5 years
                                      -----------------------     -----------------------     ----------------------
8.  Commissions                       5.00% to 7.00%              5.00% to 7.00%              5.00% to 7.00%
                                      -----------------------     -----------------------     ----------------------
9.  Percentage Rent
     (per lease terms)
                                      Blockbuster Video           Bi-Lo, Revco                N/A
                                      -----------------------     -----------------------     ----------------------
10. Historical Annual
      Absorption/sq.ft.               N/A                         N/A                         N/A
                                      -----------------------     -----------------------     ----------------------
11. Annual Operating Expense
      psf (Including taxes)           N/A                         N/A                         N/A
                                      -----------------------     -----------------------     ----------------------

C.  RANK RELATIVE TO
      SUBJECT
     (inferior, similar, superior)    N/A                         Similar                     Similar
                                      -----------------------     -----------------------     ----------------------

                                       COMPARABLE 3               COMPARABLE 4
                                       ------------               ------------
1.  Asking Rental Rate
     a.  Anchor Space                  N/A                        N/A
                                       ----------------------     ----------------------
     b.  Shop Space                    $12.00 - $13.00/SF         $8.00 - $12.00 /SF
                                       ----------------------     ----------------------
2.  Lease Type (Gross/Net)             Triple Net                 Triple Net
                                       ----------------------     ----------------------
3.  Rent Concessions                   None                       None
                                       ----------------------     ----------------------
4.  Effective Rent                     $12.00 - $13.00/SF         $8.00 - $12.00 /SF
                                       ----------------------     ----------------------
5.  TI Allowance                       None                       None
                                       ----------------------     ----------------------
6.  Expense Stop                       None                       None
                                       ----------------------     ----------------------
7.  Length of Lease Term               3 - 5 years                1 - 3 years
                                       ----------------------     ----------------------
8.  Commissions                        5.00% to 7.00%             5.00% - 7.00%
                                       ----------------------     ----------------------
9.  Percentage Rent
     (per lease terms)
                                       N/A                         N/A
                                       ----------------------     ----------------------
10. Historical Annual
      Absorption/sq.ft.                N/A                        N/A
                                       ----------------------     ----------------------
11. Annual Operating Expense
      psf (Including taxes)            N/A                        N/A
                                       ----------------------     ----------------------

C.  RANK RELATIVE TO
      SUBJECT
     (inferior, similar, superior)     Similar                    Similar
                                       ----------------------     ----------------------

D. EXPLAIN RANKING/COMMENTS:

 Comparable #1 is much larger than the subject property, but is within one quarter of a mile from the subject. Comparable #2 is very similar to the subject also, and has a Blockbuster Video as the largest tenant. Comparables #2, #3 and #4 are unanchored strip centers and are considered most comparable to the subject. All three are 100% occupied.

LOCAL RENTAL COMPARABLES
------------------------

Comparable Rental No. 1


                               [GRAPHIC OMITTED]


Name:                               Crossroads Commons
Location:                           Devine Street at Fort Jackson Boulevard
                                    Columbia, SC
Year Built:                         1993
Total Size:                         85,000 SF
Vacant Space:                       8,000+/- SF
Vacancy Rate:                       37+/- %
Rental Range:                       $11.00 to $12.00/SF
Tenant Expenses:                    Triple Net

Remarks:

The anchor tenants are Bi-Lo, Revco and Staples. There are two vacancies, with one having previously occupied by Hollywood Video. Exposure and visibility are good. The center is attractive and of good quality construction.

Comparable Rental No. 2


                               [GRAPHIC OMITTED]


Name:                               Dreher Plaza
Location:                           100 Dreher Road
                                    West Columbia, SC
Year Built:                         1989
Total Size:                         20,276 SF
Vacant Space:                       0 SF
Vacancy Rate:                       0%
Rental Range:                       $7.00 - $12.45 per square foot
Tenant Expenses:                    Triple Net

Remarks:

A 6,400 square foot Blockbuster Video is the largest tenant in this center. It is located adjacent to a Wal-Mart Shopping Center at a heavily traveled intersection.

Comparable Rental No. 3


                               [GRAPHIC OMITTED]


Name:                               The Forum
Location:                           2818 Devine Street
                                    Columbia, SC
Year Built:                         1987
Total Size:                         19,570 SF
Vacant Space:                       0 SF
Vacancy Rate:                       0%
Rental Rate:                        $12.00 - $13.00  per square foot
Tenant Expenses:                    Triple Net

Remarks:

 There are ten local tenant shops. The property is located on Devine Street near the Shandon neighborhood, a popular downtown residential area. The largest tenants are Storehouse and Round Robin.

Comparable Rental No. 4


                               [GRAPHIC OMITTED]


Name:                               Shoppes at 4600
Location:                           4600 Forest Drive
                                    Columbia, South Carolina
Year Built:                         1977
Total Size:                         16,060 SF
Vacant Space:                       0 SF
Vacancy Rate:                       0%
Rental Range:                       $8.00 to $12.00
Tenant Expenses:                    Triple Net
Remarks:

This unanchored retail center has 6 tenant spaces and is 100 percent occupied. The center has historically maintained a high occupancy level.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

================================================================================

II.  SALES COMPARABLES

                                         SUBJECT             COMPARABLE 1                COMPARABLE 2
                                         -------             ------------                ------------
1.   Identification
     a.  Name                    Rosewood Extension          Unnamed center              Pastime Pavilion
                                 ------------------------    ------------------------    --------------------------
     b.  Street Address          2450 Rosewood Drive         Broad River Road@           929 North Lake
                                                             Rushmore
                                 ------------------------    ------------------------    --------------------------
     c.  City                    Columbia, SC                Columbia, SC                Lexington, SC
                                 ------------------------    ------------------------    --------------------------
     d.  Distance from Subject   N/A                         10 miles                    16 miles
                                 ------------------------    ------------------------    --------------------------
2.  Attributes
     a.  Year Built              1989                        1986                        1990
                                 ------------------------    ------------------------    --------------------------
     b.  Net sq. feet            13,188                      35,000                      36,903
                                 ------------------------    ------------------------    --------------------------
     c. # Buildings              2                           1                           1
                                 ------------------------    ------------------------    --------------------------
     d. # of Stories             1                           1                           1
                                 ------------------------    ------------------------    --------------------------
     e. Vacancy %                0%                          0.0%                        22%
                                 ------------------------    ------------------------    --------------------------
3.  Sales Information
     a.  Sales Price             N/A                         $1,662,860                  $1,900,000
                                 ------------------------    ------------------------    --------------------------
     b.  Sales Price PSF         N/A                         $47.51                      $51.49
                                 ------------------------    ------------------------    --------------------------
     c. Cap. Rate                N/A                         10.89%                      10.23%
                                 ------------------------    ------------------------    --------------------------
     d. Date                     N/A                         May 24,1990                 November 1, 1996
                                 ------------------------    ------------------------    --------------------------
     e.  NOI at time of Sale     N/A                         $181,125                    $194,294

                                 ------------------------    ------------------------    --------------------------
4.  Rank Relative to Subject     N/A                         Inferior                    Superior
(inferior, similar,
      superior)
                                 ------------------------    ------------------------    --------------------------

                                  COMPARABLE 3               COMPARABLE 4
                                  ------------               ------------
1.   Identification
     a.  Name                     River Center               Murraywood Center
                                  -----------------------    ----------------------
     b.  Street Address           1720 Broad River Road      7001 St. Andrews Road

                                  -----------------------    ----------------------
     c.  City                     Columbia, NC               Irmo, SC
                                  -----------------------    ----------------------
     d.  Distance from Subject    9 miles                    15 miles
                                  -----------------------    ----------------------
2.  Attributes
     a.  Year Built               1985                       1987
                                  -----------------------    ----------------------
     b.  Net sq. feet             23,421                     35,800
                                  -----------------------    ----------------------
     c. # Buildings               1                          1
                                  -----------------------    ----------------------
     d. # of Stories              1                          1
                                  -----------------------    ----------------------
     e. Vacancy %                 0.0%                       5.6%
                                  -----------------------    ----------------------
3.  Sales Information
     a.  Sales Price              $1,605,000                 $2,020,000
                                  -----------------------    ----------------------
     b.  Sales Price PSF          $68.53                     $56.42
                                  -----------------------    ----------------------
     c. Cap. Rate                 10.40%                     10.75%
                                  -----------------------    ----------------------
     d. Date                      February 14, 1990          November 13, 1995
                                  -----------------------    ----------------------
     e.  NOI at time of Sale      $167,000                   $217,085

                                  -----------------------    ----------------------
4.  Rank Relative to Subject      Inferior                   Superior
(inferior, similar,
      superior)
                                  -----------------------    ----------------------



Explain Ranking/Comments: The comparable sales are all larger than the subject property with respect to size. Sales #1 and #3 are very similar, due to there being no anchor tenant at these properties. Comparables #2 and #4 are more specialty type centers which are less comparable to the subject. Comparable #2 also has a theater as part of the property.

COMPARABLE IMPROVED SALES
-------------------------

Comparable Sale No. 1


                               [GRAPHIC OMITTED]


TMS:                       6015-02-01
Name:                      Unnamed Center
Location:                  Corner of Broad River Road and Rushmore
                           Columbia, Richland County, SC
Grantor:                   2700 Partnership
Grantee:                   SC National Bank as trustee
Deed Reference:            Book 982, Page 151
Date:                      May 24, 1990
Sales Price:               $1,572,000
Adjusted Sales Price:      $1,662,860
Size building              35,000
Sales Price per S.F.:      $47.51
Size Land (Acres):         2.42
Size Land (S.F.):          105,415
Year Built:                1986
Land/Building Ratio:       3.01 to 1
Utilities:                 All Available
Zoning:                    Commercial
Financing:                 At Market
Effective Gross Income:    $247,275
EGIM:                      6.72
Net Operating Income:      $181,125
Overall Rate:              10.89%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:
This is an arms length sale of an unanchored strip shopping center in a good commercial area with good accessibility and exposure. Construction is brick veneer/concrete block. The sellers are managing the property. The sales price was adjusted to account for above market financing which was assumed. The average rent was $7.85/SF and the center was 100 % occupied.

Comparable Sale No. 2


                               [GRAPHIC OMITTED]


Name:                      Pastime Pavilion
Location:                  929 North Lake Drive
                           Lexington, SC
Grantor:                   Dixie South Land Development Corp.
Grantee:                   Brigham Realty & Investment
Date:                      November 1, 1996
Sales Price:               $1,852,500
Adjusted Sales Price:      $1,900,000
Size building:             36,903
Sales Price per S.F.:      $51.49
Size Land (Acres):         5.23
Size Land (S.F.):          227,819
Year Built:                1990
Land/Building Ratio:       6.17 to 1
Utilities:                 All Available
Zoning:                    Commercial
Financing:                 Cash to Seller
Effective Gross Income:    $250,577
EGIM:                      7.58
Net Operating Income:      $194,294
Overall Rate:              10.23%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:
This is a neighborhood shopping center that was constructed in 1990. The primary tenant is a theater. An expansion of the theater was planned by the buyer. Parking is considered adequate. The occupancy at the time of sale was 22 percent. Adjusted price reflects a rent abatement/"investment" in theater.

Comparable Sale No. 3


                               [GRAPHIC OMITTED]


Name:                      River Center
Location:                  1720 Broad River Road
                           Columbia, Richland County, SC
Grantor:                   AR Partners - 84
Grantee:                   River Center Associates
Date:                      February 14, 1990
Sales Price:               $1,500,000
Adjusted Sales Price:      $1,605,000
Size building:             23,421
Sales Price per S.F.:      $68.53
Size Land (Acres):         1.37
Size Land (S.F.):          59,677
Year Built:                1985
Land/Building Ratio:       2.55 to 1
Utilities:                 All Available
Zoning:                    Commercial
Financing:                 Cash to Seller
Effective Gross Income:    $187,089
EGIM:                      8.58
Net Operating Income:      $167,000
Overall Rate:              10.40%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:
This is a strip shopping center that was constructed in 1985. The primary tenant is a Color Tile. The sales price was adjusted to reflect that there was no commission paid in the sale. The property is located across from Dutch Square Mall and has 8 tenants.

Comparable Sale No. 4


                               [GRAPHIC OMITTED]


TMS:                       2715-2-1
Name:                      Murraywood Center
Location:                  7001 St. Andrews Road
                           Irmo, SC
Grantor:                   LPC of SC, Inc.
Grantee:                   Coldwater Portfolio Investors, LLC
Deed Reference:            Book 3539, Page 84
Date:                      November 13, 1995
Sales Price:               $2,020,000
Adjusted Sales Price:      $2,020,000
Size building:             35,800
Sales Price per S.F.:      $56.42
Size Land (Acres):         4.092
Size Land (S.F.):          178,248
Year Built:                1987
Land/Building Ratio:       4.98 to 1
Utilities:                 Municipal
Zoning:                    CG, General Commercial
Financing:                 Cash to Seller
Effective Gross Income:    $290,131
EGIM:                      6.96
Net Operating Income:      $217,085
Overall Rate:              10.75%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:
New rents on shops range from $10.00 to $11.00 per square foot. The center was originally designed as a specialty center, and has over time attracted more office users. The center has good visibility and is of above average condition.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                               Comparable Rentals


                                [GRAPHIC OMITTED]

                          Comparable Improved Sales Map

                                [GRAPHIC OMITTED]

                                    Site Plan


                                [GRAPHIC OMITTED]

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                         Page 123

Property:  ROSEWOOD EXTENSION
           4450 ROSEWOOD DRIVE
           COLUMBIA, SC 29205-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
     Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price
     Index

--------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                       LEASE TERM             RENT INFORMATION
                                                                                      per                    Annual
Tenant Name                     Unit #    Sq Feet   Misc      From         To    MTM  SF/YR      Begin    Base Rent
--------------------------------------------------------------------------------------------------------------------
TCBY YOGURT, INC.
KBO ENTERPRISES, INC.          651-  10   1,625            06/01/90  05/31/00         0.00                     0.00
                                                                                     15.00    07/01/90    24,375.00
                                                                                      0.00                     0.00
--------------------------------------------------------------------------------------------------------------------
BLOCKBUSTER #92555 - ROSEWOOD
BLOCKBUSTER VIDEO, INC.        651-  20   6,400            03/01/94  02/28/99        14.60    04/01/89    93,440.04
                                                                                     17.07    03/01/94   109,246.44
                                                                                     14.60    09/01/94    93,440.04
--------------------------------------------------------------------------------------------------------------------
Available                      651-  30   1,625                                       0.00                     0.00
--------------------------------------------------------------------------------------------------------------------
SOUNDS FAMILIAR
WILMAR, INC.                   651-  40   3,538            06/01/90  05/31/00         0.00                     0.00
                                                                                      0.00                     0.00
                                                                                     13.00    06/01/93    45,993.96
                                                                                      0.00                     0.00
                                                                                      0.00                     0.00
                                                                                     13.00    06/01/95    45,994.20
--------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION           REIMBURSEMENTS                        RENEWAL OPTIONS            PERCENT RENT
                                 Tax   Base    Ins    Base     CAM   Base                       per        Pcnt of       Amount  Nat
Tenant Name                     Recov  Year   Recov   Year    Recov  Year    Begin       End   SF/YR  Typ                  Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
TCBY YOGURT, INC.
KBO ENTERPRISES, INC.            Full     0    Full      0   Full       0 06/01/95  05/31/00    0.00         5.00            0  Y
                                                                          06/01/00  05/31/05    0.00         5.00      487,500  Y
                                                                                                0.00         5.00            0  Y
------------------------------------------------------------------------------------------------------------------------------------
BLOCKBUSTER #92555 - ROSEWOOD
BLOCKBUSTER VIDEO, INC.          Full     0    Full      0   None       0 03/01/99  02/28/04   16.79         5.00    1,868,800  Y
                                                                                                0.00         5.00    2,184,900  Y
                                                                                                0.00         5.00    1,868,800  Y
------------------------------------------------------------------------------------------------------------------------------------
Available                                 0              0              0                       0.00         0.00            0
------------------------------------------------------------------------------------------------------------------------------------
SOUNDS FAMILIAR
WILMAR, INC.                     Full     0    Full      0   Full       0 06/01/95  05/31/00    0.00         0.00            0
                                                                          06/01/00  05/31/05    0.00         0.00            0
                                                                          06/01/05  05/31/10    0.00         0.00            0
                                                                          06/01/10  05/31/15    0.00         0.00            0
                                                                                                0.00         0.00            0
                                                                                                0.00         0.00            0
------------------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..    11,563                               Current Annual Base Rent    163,809.24
                              Available.     1,625
                              Total.....    13,188



PHOTOGRAPHS OF SUBJECT PROPERTY


                                [GRAPHIC OMITTED]


Subject Property Looking South


                                [GRAPHIC OMITTED]


Subject Property Looking Southeast

                                [GRAPHIC OMITTED]


Subject Property Looking East


                                [GRAPHIC OMITTED]


Rear Of Subject Property Looking Northeast

                               [GRAPHIC OMITTED]


Rosewood Drive Looking East


                               [GRAPHIC OMITTED]


Rosewood Drive Looking West

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]


                                  Market Study

                                     SALUDA
                                   TOWN CENTER

                        U.S. Highway #378 at Clemson Road
                      Saluda, Saluda County, South Carolina





                                   Prepared by

                           Michael B. Dodds, MAI, CCIM

                       Date of Market Study - May 16, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]


                                   May 16, 1997


Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:   Market Study
      Saluda Town Center
      U.S. Highway #378 at Clemson Road
      Saluda, Saluda County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. The analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data were inspected by Michael B. Dodds, MAI, CCIM on May 16, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 37,450 square feet of leasable area. The center was constructed in 1996. The two tenants at the property are Food Lion, which occupies 29,000 square foot and Revco, which occupies 8,450 square feet. The shopping center has no local stores.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.


                                    Respectfully submitted,

                                    O. MARSHALL DODDS COMPANY, INC.

                                    /s/ Michael B. Dodds
                                    ------------------------------
                                     Michael B. Dodds, MAI, CCIM
                                    State Certified General
                                    Real Estate Appraiser (CG-543)

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

The subject property is located in Saluda, approximately 45 miles southwest of Columbia and 41 miles northwest of Augusta, Georgia. Between 1980 and 1990, the population of Saluda County increased 4.4 percent to 16,857. The county population is projected to increase 17.3 percent between 1990 and 2000. The economic base of the Batesburg area is relatively diverse, with a mix of manufacturing and agricultural employment. Manufacturing employment in the area makes up approximately 46.7 percent of the total employment, with the largest employer being Amick Farms. Many of the residents of the area commute to Columbia and Augusta every day.

The unemployment rates for Saluda County as of March, 1997 was 4.8 percent, while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject property is located in an established area northeast of the downtown area of Saluda. The immediate neighborhood has had minimal new development in recent years. The newer developments include Hardees and Pizza Hut. Developments in the immediate area consist of commercial type properties located along the major roads and residential uses on the secondary streets. U.S. Highway #378 is a main road leading into the downtown area, and connects Saluda with Lexington and Columbia to the northeast, and Aiken to the south. The general population of the residential areas surrounding the subject can be described as moderate to middle income. Many of the single family residential structures in the downtown area have been converted to office and retail uses. In general, the Saluda area is expected to grow at a slow but steady rate in the near future. The growth should exceed the growth experienced over the past ten years.

Physical features are as follows:

1.  Site Size                 3.71 Acres

2.  Identity                  Saluda County TMS# 79-00-00-050

3.  Shape                     Irregular - Adequate

4.  Topography                Generally level, on  grade with U.S. Highway #378

5.  Accessibility             Good - U.S. Highway #378 and Clemson Road

6.  Utilities                 Municipal

Physical Description

Building features are as follows:

1.  Size (net)                37,450 square feet

2.  Layout & Design           1 story, one building.  Design is functional

3.  Parking Spaces            Approximately 150 (4.0 spaces per 1,000 SF of
                              building area)

4.  Construction              Brick and glass front with concrete block on
                              side. Roof is built up composition.

Market Position and Marketability Conclusions

The subject property is located on U.S. Highway #378 in the downtown area of Saluda. There are no new traditional shopping centers in this area. The retail establishments in the region generally consist of local stores in renovated single family residences or older strip centers. The two supermarkets serving the area for years were the Piggly Wiggly that was built in 1971, and the Red and White Grocery that was built in 1965. The subject property is the new supermarket in the region, having opened for business during the fourth quarter of 1996. Food Lion has operated in South Carolina for many years, and has a loyal shopper base. The subject Food Lion appears to be operating successfully.

A general inspection of the area revealed no retail properties under construction that would compete with the retailers at the subject property. The two tenants at the subject property are occupying their space on long term leases, and there are no local tenants. The Food Lion lease will expire in 2016, while the Revco lease will expire in 2011. The subject site is fully developed, and there is no additional space available for expansion of the shopping center.

The subject property is the newest and highest quality shopping center in the Saluda area. Larger department stores and regional shopping centers are located in Augusta to the southeast, and Columbia to the northeast. These centers are not considered to be competitive with the subject property, and therefore have not been analyzed. In general, the Saluda retail market serves the immediate town population and nearby rural areas.

The rental rate for the Food Lion is $7.60 per square foot on a level basis for a 20 year term. This is very similar to the rental rates being paid for other supermarkets in smaller towns in the region. Revco will pay a rental rate of $8.30 per square foot for the first seven years of the term, and $8.75 per square foot for the remaining 8 years. This rate is also reasonable, and supported by comparable drug store rental comparables throughout the state of South Carolina.

The subject property is occupied by two high credit tenants, with no local shops. The long term leases make the subject less vulnerable to changes in the local market. The contract rental rates are at levels which are considered to be equal to market rents, and the subject property is less than one year old. In general, the subject property is in a very competitive position in the marketplace, and is the two tenants should operate successfully.

Trends

The subject property is located just outside the downtown area of Saluda. The immediate area and surrounding rural regions provide a good population base for the retailers at the subject property, and this demand is expected to continue. The traffic count along U.S. Highway #378 provides good exposure for the subject property, and the subject is accessible from surrounding areas. The rental rates for the two high credit tenants at the subject property are within the range of comparable properties, and the retailers should maintain a competitive position in the marketplace. Information provided indicates that retail sales in the county should increase at a rate faster than the rate experienced in recent years. No detrimental conditions were found which would have a negative impact on the future of the subject property.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                         SUBJECT                COMPARABLE 1                   COMPARABLE 2
                                         -------                ------------                   ------------
1.  Identification
    a.  Name                     Saluda Town Center             Broad River Center             Mills Corner
                                 ------------------------       ------------------------       -------------------------
                                 U.S. Hwy #378 @                                               Augusta Road @ Old
    b.  Street                   Clemson Road                   1003 Broad River Road          Cherokee Road
                                 ------------------------       ------------------------       -------------------------
    c.  City                     Saluda, SC                     Columbia, SC                   Lexington, SC
                                 ------------------------       ------------------------       -------------------------
    d.  Distance from subject    N/A                            45 miles                       35 miles
                                 ------------------------       ------------------------       -------------------------
    e.  Contact                  Edens & Avant                  Edens & Avant                  Ron Swinson
                                 ------------------------       ------------------------       -------------------------
    f.  Phone                    (803)779-4420                  (803)779-4420                  (803)779-7777
                                 ------------------------       ------------------------       -------------------------
2.  Attributes

    a.  Year built               1996                           1996                           1995
                                 ------------------------       ------------------------       -------------------------
    b.  Net sq. Ft.(tenant)      37,450                         29,000                         33,413
                                 ------------------------       ------------------------       -------------------------
    c.  # building               One                            One                            One
                                 ------------------------       ------------------------       -------------------------
    d.  # stories                One                            One                            One
                                 ------------------------       ------------------------       -------------------------
    e.  Avg. Floor plate size
         (sq. Ft.), if office    N/A                            N/A                            N/A
                                 ------------------------       ------------------------       -------------------------
    f.  # elevators              N/A                            N/A                            N/A
                                 ------------------------       ------------------------       -------------------------
    g.  Parking                  Adequate                       Adequate                       Adequate
                                 ------------------------       ------------------------       -------------------------
    h.  Construction Type        Brick/Concrete Block           Brick/Concrete Block           Brick/Concrete Block
                                 ------------------------       ------------------------       -------------------------
    I.  Vacancy %                0%                             N/A                            N/A
                                 ------------------------       ------------------------       -------------------------
    j.  Anchors, if Retail       Food Lion, Revco               Food Lion, Revco               Piggly Wiggly
                                 ------------------------       ------------------------       -------------------------


                                      COMPARABLE 3                 COMPARABLE 4
                                      ------------                 ------------
1.  Identification

    a.  Name                          Gold Rush Center             Broad River Center
                                      ----------------------       -----------------------
                                                                   1003 Broad River
    b.  Street                        316 S Mine Street            Road
                                      ----------------------       -----------------------
    c.  City                          McCormick, SC, SC            Columbia, SC
                                      ----------------------       -----------------------
    d.  Distance from subject         45 miles                     45 miles
                                      ----------------------       -----------------------
    e.  Contact                       Edens & Avant                Edens & Avant
                                      ----------------------       -----------------------
    f.  Phone                         (803)779-4420                (803)779-4420
                                      ----------------------       -----------------------
2.  Attributes

    a.  Year built                    1992                         1996
                                      ----------------------       -----------------------
    b.  Net sq. Ft.(tenant)           7,680                        8,450
                                      ----------------------       -----------------------
    c.  # building                    One                          One
                                      ----------------------       -----------------------
    d.  # stories                     One                          One
                                      ----------------------       -----------------------
    e.  Avg. Floor plate size
         (sq. Ft.), if office         N/A                          N/A
                                      ----------------------       -----------------------
    f.  # elevators                   N/A                          N/A
                                      ----------------------       -----------------------
    g.  Parking                       Adequate                     Adequate
                                      ----------------------       -----------------------
    h.  Construction Type             Brick/Concrete Block         Brick/Concrete Block
                                      ----------------------       -----------------------
    I.  Vacancy %                     N/A                          N/A
                                      ----------------------       -----------------------
    j.  Anchors, if Retail            Food Lion, Eckerd's          Food Lion, Revco
                                      ----------------------       -----------------------

Comments: No recent retail development has occurred. No planned retail construction was discovered during the primary research.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B.  RENTAL INFORMATION

                                         SUBJECT               COMPARABLE 1                  COMPARABLE 2
                                         -------               ------------                  ------------
1.  Contract Rental Rates

    a. Supermarket               $7.60/SF                      $7.98/SF                      $8.55/SF
                                 ------------------------      -------------------------     ---------------------------
    b. Drug Store                $8.30/SF                      N/A                           N/A
                                 ------------------------      -------------------------     ---------------------------
2.  Lease Type (Gross/Net)       Triple Net                    Triple Net                    Triple Net
                                 ------------------------      -------------------------     ---------------------------
3.  Rent Concessions             None                          None                          None
                                 ------------------------      -------------------------     ---------------------------
4.  Effective Rent               $7.60 - $8.30/SF              $7.98/SF                      $8.55/SF
                                 ------------------------      -------------------------     ---------------------------
5.  TI Allowance                 None                          None                          None
                                 ------------------------      -------------------------     ---------------------------
6.  Expense Stop                 None                          None                          None
                                 ------------------------      -------------------------     ---------------------------
7.  Length of Lease Term         15 - 20 years                 20 years                      20 years
                                 ------------------------      -------------------------     ---------------------------
8.  Commissions                  N/A                           N/A                           N/A
                                 ------------------------      -------------------------     ---------------------------
9.  Percentage Rent
    (per lease terms)            Food Lion, Revco              Food Lion                     Piggly Wiggly
                                 ------------------------      -------------------------     ---------------------------
10. Historical Annual
    Absorption/sq.ft.            N/A                           N/A                           N/A
                                 ------------------------      -------------------------     ---------------------------
11. Annual Operating
Expense psf (Including
taxes)                           N/A                           N/A                           N/A
                                 ------------------------      -------------------------     ---------------------------
C.  RANK RELATIVE TO SUBJECT
      (inferior,
        similar, superior)       N/A                           Similar                       Similar
                                 ------------------------      -------------------------     ---------------------------


                                     COMPARABLE 3                 COMPARABLE 4
                                     ------------                 ------------
1.  Contract Rental Rates

    a. Supermarket                   N/A                          N/A
                                     -----------------------      ----------------------
    b. Drug Store                    $6.90/SF                     $9.75/SF
                                     -----------------------      ----------------------
2.  Lease Type (Gross/Net)           Triple Net                   Triple Net
                                     -----------------------      ----------------------
3.  Rent Concessions                 None                         None
                                     -----------------------      ----------------------
4.  Effective Rent                   $6.90/SF                     $9.75/SF
                                     -----------------------      ----------------------
5.  TI Allowance                     None                         None
                                     -----------------------      ----------------------
6.  Expense Stop                     None                         None
                                     -----------------------      ----------------------
7.  Length of Lease Term             15 years                     15 years
                                     -----------------------      ----------------------
8.  Commissions                      N/A                          N/A
                                     -----------------------      ----------------------
9.  Percentage Rent
    (per lease terms)                N/A                          N/A
                                     -----------------------      ----------------------
10. Historical Annual
    Absorption/sq.ft.                N/A                          N/A
                                     -----------------------      ----------------------
11. Annual Operating
Expense psf (Including
taxes)                               N/A                          N/A
                                     -----------------------      ----------------------
C.  RANK RELATIVE TO SUBJECT
      (inferior,
        similar, superior)           Similar                      Similar
                                     -----------------------      ----------------------

D. EXPLAIN RANKING/COMMENTS: Comparable #1 and #2 are supermarket leases which are considered to be similar to the subject. Comparable #1 is a lease to Food Lion, the same tenant as the subject anchor. Comparables #3 and #4 are in-line drug store leases. These are becoming less common, due to the popularity of freestanding stores. The physical characteristics of the comparables and the subject are considered to be similar.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


Name:                         Broad River Center
Location:                     1003 Broad River Road
                              Columbia, South Carolina
Year Built:                   1996
Total Size:                   29,000 SF (Food Lion)
Vacant Space:                 0
Vacancy Rate:                 0%
Rental Rate:                  $7.98/ SF
Tenant Expenses:              Triple Net

Remarks:

This shopping center has anchor stores, including a Food Lion and Revco. The Food Lion lease is for twenty years at a level rental rate.

Comparable Rental No. 2
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


Name:                         Mills Corner Shopping Center
Location:                     Augusta Road at Old Cherokee Road
                              Lexington, South Carolina
Year Built:                   1995
Total Size:                   43,613 SF
Vacant Space:                 0 SF
Vacancy Rate:                 0%
Rental Rate:                  $8.55/SF
Tenant Expenses:              Triple Net

Remarks:

The anchor tenant is Piggly Wiggly with approximately 33,413 square feet.

Comparable Rental No. 3
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


Name:                         Gold Rush Shopping  Center
Location:                     316 South Mine Street
                              McCormick, South Carolina
Year Built:                   1992
Total Size:                   7,680 SF (Eckerd's)
Vacant Space:                 0 SF
Vacancy Rate:                 0% locals
Rental Rate:                  $6.90/SF (Eckerd's)
Tenant Expenses:              Triple Net

Remarks:

This center is located in the downtown area of a small town. The property is an established center that was built in 1992. Other anchor tenants include Food Lion and Family Dollar.

Comparable Rental No. 4
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


Name:                         Broad River Center
Location:                     1003 Broad River Road
                              Columbia, South Carolina
Year Built:                   1996
Total Size:                   8,450 SF (Revco)
Vacant Space:                 0
Vacancy Rate:                 0%
Rental Rate:                  $9.75/ SF
Tenant Expenses:              Triple Net

Remarks:

This shopping center has anchor stores including a Food Lion and Revco. The Revco lease is for fifteen years at a level rental rate.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLES

                                         SUBJECT                COMPARABLE 1                   COMPARABLE 2
                                         -------                ------------                   ------------
1.   Identification

     a.  Name                    Saluda Towne Center            St. Andrews Crossing           Eastgate Center
                                 ------------------------       ------------------------       --------------------------
                                 U.S. Hwy #378 @                                               NWC Whiskey Rd. &
     b.  Street Address          Clemson Road                   817 St. Andrews Road           Eastgate Dr.
                                 ------------------------       ------------------------       --------------------------
     c.  City                    Saluda, SC                     Columbia, SC                   Aiken, SC
                                 ------------------------       ------------------------       --------------------------
     d.  Distance from Subject   N/A                            35 miles                       28 miles
                                 ------------------------       ------------------------       --------------------------
2.   Attributes

     a.  Year Built              1996                           1994                           1995
                                 ------------------------       ------------------------       --------------------------
     b.  Net sq. feet            37,450                         66,910                         75,716
                                 ------------------------       ------------------------       --------------------------
     c.  # Buildings             1                              1                              1
                                 ------------------------       ------------------------       --------------------------
     d.  # of Stories            1                              1                              1
                                 ------------------------       ------------------------       --------------------------
     e.  Vacancy %               0.0%                           0.0%                           5.0%
                                 ------------------------       ------------------------       --------------------------
3.   Sales Information

     a.  Sales Price             N/A                            $6,550,000                     $6,675,000
                                 ------------------------       ------------------------       --------------------------
     b.  Sales Price PSF         N/A                            $97.89                         $88.16
                                 ------------------------       ------------------------       --------------------------
     c.  Cap. Rate               N/A                            9.69%                          9.86%
                                 ------------------------       ------------------------       --------------------------
     d.  Date                    N/A                            May 24,1994                    September 28, 1995
                                 ------------------------       ------------------------       --------------------------
     e.  NOI at time of Sale     N/A                            $634,797                       $657,896
                                 ------------------------       ------------------------       --------------------------
4.  Rank Relative to Subject
     (inferior, similar,
          superior)              N/A                            Similar                        Similar
                                 ------------------------       ------------------------       --------------------------


                                       COMPARABLE 3                 COMPARABLE 4
                                       ------------                 ------------
1.   Identification

     a.  Name                          One Norman Center            Paw Creek Commons
                                       -----------------------      -----------------------
                                       19706 One Norman             E/S Little Rock Rd. At
     b.  Street Address                Blvd.                        Freedom Drive
                                       -----------------------      -----------------------
     c.  City                          Cornelius, NC                Charlotte, NC
                                       -----------------------      -----------------------
     d.  Distance from Subject         145 miles                    130 miles
                                       -----------------------      -----------------------
2.   Attributes

     a.  Year Built                    1993                         1996
                                       -----------------------      -----------------------
     b.  Net sq. feet                  54,185                       66,050
                                       -----------------------      -----------------------
     c.  # Buildings                   1                            1
                                       -----------------------      -----------------------
     d.  # of Stories                  1                            1
                                       -----------------------      -----------------------
     e.  Vacancy %                     0.0%                         2.73%
                                       -----------------------      -----------------------
3.   Sales Information

     a.  Sales Price                   $4,650,000                   $5,120,000
                                       -----------------------      -----------------------
     b.  Sales Price PSF               $85.82                       $77.52
                                       -----------------------      -----------------------
     c.  Cap. Rate                     9.68%                        9.60%
                                       -----------------------      -----------------------
     d.  Date                          October 12, 1995             March 25, 1997
                                       -----------------------      -----------------------
     e.  NOI at time of Sale           $450,188                     $517,412
                                       -----------------------      -----------------------
4.  Rank Relative to Subject
     (inferior, similar,
          superior)                    Superior                     Superior
                                       -----------------------      -----------------------

Explain Ranking/Comments: The comparable sales are all superior to the subject property with respect to location. The subject property has a desirable tenant mix and has been well managed. The subject property has only two stores, with both being occupied by high credit tenants on net leases. This type of development would be very attractive to investors, and a capitalization rate at the low end of the range would be justified.

COMPARABLE IMPROVED SALES

Comparable Sale No. 1
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


TMS:                          6012 -1 -1
Name:                         St. Andrews Crossing
Location:                     817 St. Andrews Road, Columbia, SC
Grantor:                      Hayley-Redd, L.P.
Grantee:                      F.A.C. Properties
Deed Reference:               Book 1199, Page 331
Date:                         May 25, 1994
Sales Price:                  $6,550,000
Adjusted Sales Price:         $6,550,000
Size building                 66,910
Sales Price per S.F.:         $97.89
Size Land (Acres):            8.08
Size Land (S.F.):             351,965
Year Built:                   1994
Land/Building Ratio:          5.26 to 1
Utilities:                    All Available
Zoning:                       Commercial
Financing:                    At Market
Effective Gross Income:       $686,905
EGIM:                         9.54
Net Operating Income:         $634,797
Overall Rate:                 9.69%
Verification:                 Public Records
Type of Purchaser:            Private Investor

Comments:

This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


Name:                         Eastgate Shopping Center
Location:                     Northwest Corner of Whiskey Road & Eastgate Drive
                              Aiken, SC
Grantor:                      Southwest U.S. Retail, LP
Grantee:                      PDG Aiken Partners, LP
Deed Reference:               N/A
Date:                         September 28, 1995
Sales Price:                  $6,675,000
Adjusted Sales Price:         $6,675,000
Size building:                75,716
Sales Price per S.F.:         $88.16
Size Land (Acres):            8.79
Size Land (S.F.):             382,892
Year Built:                   1995
Land/Building Ratio:          5.06 to 1
Utilities:                    All Available
Zoning:                       Commercial
Financing:                    Cash to Seller
Effective Gross Income:       $782,704
EGIM:                         8.53
Net Operating Income:         $657,896
Overall Rate:                 9.86%
Verification:                 Public Records
Type of Purchaser:            Private Investor

Comments:

Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


Name:                         One Norman Center
Location:                     19706 One Norman Boulevard
                              Cornelius, Mecklenburg County, NC
Grantor:                      One Norman Center, LP
Grantee:                      Lucky Realty
Deed Reference:               Book 8325, Page 721
Date:                         October 12, 1995
Sales Price:                  $4,650,000
Adjusted Sales Price:         $4,650,000
Size building:                54,185
Sales Price per S.F.:         $85.82
Size Land (Acres):            5.69
Size Land (S.F.):             247,856
Year Built:                   1993
Land/Building Ratio:          4.57 to 1
Utilities:                    All Public
Zoning:                       CUB-2
Financing:                    Cash to Seller
Gross Potential Income:       $474,591 - $8.76/SF
Effective Gross Income:       $474,591 - $8.76/SF
Gross Income Multiple:        9.80
EGIM:                         9.80
Net Operating Income:         $450,188 - $8.31/SF
Overall Rate:                 9.68%
Verification:                 Public Records
Type of Purchaser:            Private Investor

Comments:

This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


TMS:                          59-231-22,23 pt.
Name:                         Paw Creek Commons
Location:                     East side of Little Rock Road at Freedom Drive
Grantor:                      Paw Creek, LLC
Grantee:                      Paw Creek Crossing Limited Partnership
Deed Reference:               Book 8988, Page 519
Date:                         March 25, 1997
Sales Price:                  $5,120,000
Adjusted Sales Price:         $5,384,000
Size building:                66,050
Sales Price per S.F.:         $77.52
Size Land (Acres):            9.82
Size Land (S.F.):             427,759
Year Built:                   1996
Land/Building Ratio:          6.48 to 1
Utilities:                    Municipal
Zoning:                       CC, Commercial Center
Financing:                    Cash to Seller
Effective Gross Income:       $552,054
Gross Income Multiple:        9.00
EGIM:                         9.27
Net Operating Income:         $517,412
Overall Rate:                 9.61%
Verification:                 Public Records
Type of Purchaser:            Private Investor

Comments:

The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                                [GRAPHIC OMITTED]

                             Rental Comparables Map

                                [GRAPHIC OMITTED]

                         Improved Sales Comparables Map

                                [GRAPHIC OMITTED]

                                   Site Plan

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 182

Property:  SALUDA TOWN CENTRE
           US 378 AT CLEMSON ROAD
           SALUDA, SC
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined
     CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                   Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------------------
FOOD LION #1341
FOOD LION, INC.                  702-  10  29,000              10/23/96   12/31/16         2.25     10/23/96    65,214.24
                                                                                           0.00                      0.00
                                                                                           7.60     11/10/96   220,400.04
                                                                                           0.00                      0.00
------------------------------------------------------------------------------------------------------------------------------------
REVCO #869
REVCO DISCOUNT DRUG CENTERS,     702-  20   8,450              11/10/96   11/30/11         8.30     12/01/96    70,134.96
                                                                                           8.75     12/01/03    73,937.52
                                                                                           0.00                      0.00
                                                                                           0.00                      0.00
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY INFORMATION            REIMBURSEMENTS                          RENEWAL OPTIONS                  PERCENT RENT
                                  Tax   Base    Ins    Base   CAM    Base                          per         Pcnt of   Amount  Nat
Tenant Name                      Recov  Year   Recov   Year  Recov   Year   Begin      End        SF/YR   Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
FOOD LION #1341
FOOD LION, INC.                  Full    0     PRS     1997  Fixed   0      01/01/17   12/31/22   5.89          1.00    6,521,400  Y
                                                                            01/01/22   12/31/27   5.89          1.00            0  Y
                                                                            01/01/28   12/31/32   5.89          1.00   22,040,000  Y
                                                                            01/01/33   12/31/37   5.89          1.00            0  Y
------------------------------------------------------------------------------------------------------------------------------------
REVCO #869
REVCO DISCOUNT DRUG CENTERS,     Full    0    Full     1987   Full   0      12/01/11   11/30/16   9.00          2.00    3,506,700  Y
                                                                            12/01/16   11/30/21   9.25          2.00    3,696,900  Y
                                                                            12/01/21   11/30/21   9.50          2.00            0  Y
                                                                            12/01/26   11/30/31   9.75          2.00            0  Y
------------------------------------------------------------------------------------------------------------------------------------
                Square Feet: Occupied..    37,450                                 Current Annual Base Rent     290,535.00
                             Available.         0
                             Total.....    37,450

PHOTOGRAPHS OF SUBJECT PROPERTY


                                [GRAPHIC OMITTED]

Subject Property Looking Northeast



                                [GRAPHIC OMITTED]

Subject Property Looking East

                                [GRAPHIC OMITTED]

Subject Property Looking North



                                [GRAPHIC OMITTED]

Rear of Subject Looking South

                                [GRAPHIC OMITTED]

Rear of Subject Looking Northwest



                                [GRAPHIC OMITTED]

Rear of Subject Looking Northwest

                                [GRAPHIC OMITTED]

U.S. Highway #378 Looking West



                                [GRAPHIC OMITTED]

U.S. Highway #378 Looking East

                                [GRAPHIC OMITTED]

Clemson Road Looking Northeast



                                [GRAPHIC OMITTED]

Clemson Road Looking Southwest

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                                  Market Study

                            FREESTANDING BLOCKBUSTER
                                   VIDEO STORE

                              7249 St. Andrews Road
                     Irmo, Lexington County, South Carolina

                                   Prepared by

                           Michael B. Dodds, MAI, CCIM

                       Date of Market Study - May 7, 1997

                   [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]

                                   May 6, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:  Market Study
     Freestanding Blockbuster Video Store
     7249 St. Andrews Road
     Irmo, Lexington County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data were inspected by Michael B. Dodds, MAI, CCIM on May 7, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a freestanding retail store that contains 6,000 square feet of leasable area. The store was constructed in 1988. The tenant is Blockbuster, whose lease expires December 31, 2003. The store is situated on a 1.09 acre site, and there are 60 parking spaces available.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                       Respectfully submitted,

                                       O. MARSHALL DODDS COMPANY, INC.


                                       /s/ Michael B. Dodds
                                       ---------------------------------------
                                       Michael B. Dodds, MAI, CCIM
                                       State Certified General
                                       Real Estate Appraiser (CG-543)

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as: insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial spheres. The unemployment rate for Lexington County as of March, 1997 was 2.6 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject neighborhood is located to the northwest of the central business district of Columbia in Irmo. A high concentration of single family development has occurred in the neighborhood since 1980. The largest retail development in the area is in the in the Harbison area, which in approximately 3 miles south of the subject. The Columbiana Centre, a 607,000 regional mall has Sears, Parisian, Dillards and JB Whites as anchor tenants. Other tenants occupying space in the general area include Wal-Mart, Lowes, Home Depot, Bi-Lo, Books A Million, and Piggly Wiggly. The neighborhood also has a reasonable mix of office and general commercial developments. The area is also influenced by its proximity to Lake Murray, a 50,000 acre lake which is located approximately 4 miles northwest of the subject. This lake has generated significant residential growth. No uses were found which would negatively affect the neighborhood.

Physical features are as follows:

1.  Site Size              1.09 Acres or 47,480 square feet

2.  Identity               TMS# 1920-03-03 Lexington County

3.  Shape                  Rectangular- Adequate

4.  Topography             Generally level - on grade with St. Andrews Road

5.  Accessibility          Good

6.  Utilities              Municipal

Physical Description

Building features are as follows:


1.  Size (net)             6,000 square feet  - Single tenant

2.  Layout & Design        1 story  -  Design is functional

3.  Parking Spaces         Approximately  54
                           10 spaces per 1,000 SF of building area

4.  Construction           Brick and glass front with concrete block on
                           side and rear. Roof is built up composition.

Market Position and Marketability Conclusions

The subject property is located in a sub-market that is identified as Dutch Fork/Irmo. There are several new shopping centers in this area, although the market has remained relatively strong. Much of the vacant space is made up of a vacant anchor stores at older shopping centers. Many new freestanding stores have been built in the general area during 1996 and 1997. Major developments in the immediate area include Irmo Elementary School, Irmo Middle School, Irmo High School and Lexington Medical Center/Irmo.

The Dutch Fork/Irmo sub-market is listed in the 1996 Central Carolina Business Review and Investment Guide as having 1,643,386 square feet of retail space, and an average new lease rate of $11.28 per square foot. Columbiana Centre has 607,000 square feet and represents 36.9 percent of the sub-market total. The overall vacancy rate for this sub-market was reported at 6.4%, compared to 9.7% for Columbia overall. It should be noted that the survey does not include freestanding stores the size of the subject, although the survey provides a reasonable indication of the state of the retail market in general.

The freestanding building which is the subject property would attract a different typical tenant than a traditional shopping center. Businesses occupying freestanding buildings along St. Andrews Road include paint stores, gift shops, jewelry stores and automobile parts stores. An inspection of the market revealed no vacant buildings in the size and quality range that the subject property fits into. The subject property is accessible from all areas of northwest Columbia, and is within two miles of the intersection of Interstate #26 and SC Highway #60. The general population living in proximity of the subject can be described as middle to upper income.

The subject property is within three miles of the fastest growing retail district in Columbia, the Harbison area. Major tenants occupying space in the Harbison area include Wal-Mart, Dillards, JB Whites, Parisian, Sears, Lowes and Home Depot. A Sam's Club is currently under construction and a 600,000 square foot power center is planned. The subject property does benefit from the proximity to Harbison, as St Andrews Road is a traffic artery which is used to travel to the Harbison area.

In summary, the subject property is considered to be in a desirable sub-market. Visibility from St. Andrews Road is good, and the property is in average condition. The subject property should continue to operate successfully. The contract rent for the subject property is at the upper end of the range for freestanding buildings along St. Andrews, but is reasonable. Free standing buildings along Harbison Boulevard are achieving rental rates in the $17.00 to $20.00 per square foot range.

Trends

The subject property is located in an area of Columbia that has experienced steady growth in recent years. The largest retail development in the sub-market, Columbiana Centre, recently expanded and is operating very successfully. In recent years, rental rates in the immediate area have risen, as Harbison experienced the rapid growth and rising rental rates. The Harbison area is expected to remain the dominant retail district in Columbia in the near future, and rental rates are projected to rise at a rate greater than the other sub-markets. Positive trends which impact the subject include proximity to Lake Murray and the increasing traffic counts along St. Andrews Road.

Upon expiration of the subject lease on December 31,2003, it is expected that the building will be very marketable based upon the size and location of the structure.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I. COMPARABLE PROPERTIES
A  PROPERTY DESCRIPTION

                                      SUBJECT         COMPARABLE 1          COMPARABLE 2          COMPARABLE 3
                                      -------         ------------          ------------          ------------
1. Identification

     a. Name                   Blockbuster            Eckerds               Moovies               Eckerds
                               ---------------------  --------------------  --------------------  --------------------
     b. Street                 7249 St. Andrews Road  Columbia Ave. @ Old   Augusta Road @ Oak    2200 Augusta Road
                                                      Chapin Road
                               ---------------------  --------------------  --------------------  --------------------
     c. City                   Irmo, SC               Lexington, SC         West Columbia, SC     West Columbia, SC
                               ---------------------  --------------------  --------------------  --------------------
     d. Distance from subject  N/A                    8   miles             6  miles              5  miles
                               ---------------------  --------------------  --------------------  --------------------
     e. Contact                Edens & Avant           N/A                    N/A                  N/A
                               ---------------------  --------------------  --------------------  --------------------
     f. Phone                  (803)779-4420           N/A                   N/A                   N/A
                               ---------------------  --------------------  --------------------  --------------------
2. Attributes

     a.  Year built            1988                   1997                  1996                  1997
                               ---------------------  --------------------  --------------------  --------------------
     b.  Net sq. Ft.           6,000                  10,728                7,700                 13,938
                               ---------------------  --------------------  --------------------  --------------------
     c. # building             1                      1                     1                     1
                               ---------------------  --------------------  --------------------  --------------------
     d. #stories               1                      1                     1                     1
                               ---------------------  --------------------  --------------------  --------------------
     e. Avg. Floor plate size  N/A                    N/A                   N/A                   N/A
         (sq. Ft.), if office
                               ---------------------  --------------------  --------------------  --------------------
     f. # elevators            N/A                    N/A                   N/A                   N/A
                               ---------------------  --------------------  --------------------  --------------------
     g. Parking                Adequate - 60 Spaces   Adequate - 56 spaces  Adequate - 41 spaces  Adequate - 55 spaces
                               ---------------------  --------------------  --------------------  --------------------
     h. Construction Type      Brick/Concrete Block   Brick/Concrete Block  Brick/Concrete Block  Brick/Concrete Block
                               ---------------------  --------------------  --------------------  --------------------
     I.  Vacancy %             0%                     0%                    0%                    0%

                               ---------------------  --------------------  --------------------  --------------------

                               COMPARABLE 4
                               ------------
1. Identification

     a. Name                   Revco
                               -----------------------
     b. Street                 Forest Drive
                               @Pinehurst
                               -----------------------
     c. City                   Columbia, SC
                               -----------------------
     d. Distance from subject  7  miles
                               -----------------------
     e. Contact                  N/A
                               -----------------------
     f. Phone                   N/A
                               -----------------------
2. Attributes

     a.  Year built            1996
                               -----------------------
     b.  Net sq. Ft.           12,608
                               -----------------------
     c. # building             1
                               -----------------------
     d. #stories               1
                               -----------------------
     e. Avg. Floor plate size  N/A
         (sq. Ft.), if office
                               -----------------------
     f. # elevators            N/A
                               -----------------------
     g. Parking                Adequate
                               -----------------------
     h. Construction Type      Brick/Concrete Block
                               -----------------------
     I.  Vacancy %             0%

                               -----------------------

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B. RENTAL INFORMATION

                                   SUBJECT        COMPARABLE 1          COMPARABLE 2          COMPARABLE 3
                                   -------        ------------          ------------          ------------
1.  Rental Rate             $15.81/SF             $19.77/SF             $12.50/SF             $15.97/SF
                            --------------------  --------------------  --------------------  --------------------
2.  Lease Type (Gross/Net)  Triple Net            Triple Net            Triple Net            Triple Net
                            --------------------  --------------------  --------------------  --------------------
3.  Rent Concessions        None - Build to suit  None - Build to suit  None - Build to suit  None - Build to suit
                            --------------------  --------------------  --------------------  --------------------
4.  Effective Rent          $15.81/SF              $19.77/SF            $12.50 /SF            $15.97/SF
                            --------------------  --------------------  --------------------  --------------------
5.  TI Allowance            None                  None                  None                  None
                            --------------------  --------------------  --------------------  --------------------
6.  Expense Stop            None                  None                  None                  None
                            --------------------  --------------------  --------------------  --------------------
7.  Length of Lease Term    14  years             20 years              10  years             20 years
                            --------------------  --------------------  --------------------  --------------------
8.  Commissions             5.00% - 7.00%         5.00% - 7.00%         5.00% - 7.00%         5.00% - 7.00%
                            --------------------  --------------------  --------------------  --------------------
9.  Percentage Rent         None                  N/A                   N/A                   N/A
      (per lease terms)
                            --------------------  --------------------  --------------------  --------------------
10. Historical Annual       N/A                   N/A                   N/A                   N/A
      Absorption/sq.ft.
                            --------------------  --------------------  --------------------  --------------------
11. Annual Operating        N/A                   N/A                   N/A                   N/A
Expense psf (Including
taxes)
                            --------------------  --------------------  --------------------  --------------------

C. RANK RELATIVE TO
    SUBJECT

   (inferior,               N/A                   Similar               Similar               Similar
    similar, superior)
                            --------------------  --------------------  --------------------  --------------------

                            COMPARABLE 4
                            ------------
1.  Rental Rate             $13.08/SF
                            --------------------
2.  Lease Type (Gross/Net)  Triple Net
                            --------------------
3.  Rent Concessions        None - Build to suit
                            --------------------
4.  Effective Rent          $13.08/SF
                            --------------------
5.  TI Allowance            None
                            --------------------
6.  Expense Stop            None
                            --------------------
7.  Length of Lease Term    20 years
                            --------------------
8.  Commissions             5.00%
                            --------------------
9.  Percentage Rent         N/A
      (per lease terms)
                            --------------------
10. Historical Annual       N/A
      Absorption/sq.ft.
                            --------------------
11. Annual Operating        N/A
Expense psf (Including
taxes)
                            --------------------

C. RANK RELATIVE TO
    SUBJECT

   (inferior,               Similar
    similar, superior)
                            --------------------

D. EXPLAIN RANKING/COMMENTS:

All of the rent comparables were build to suit developments. No speculative construction of buildings similar to the subject were found. The comparables are similar to the subject with respect to size, and comparable #2 is occupied by a movie rental operation. The physical characteristics of the buildings are similar, with the exception of a drive through window at the drug store comparables. Comparable #1 required the demolition of a restaurant, which increased the cost of development significantly.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

Name:                                    Eckerds
Location:                                NWC Columbia Avenue and Old Chapin Road
                                         Lexington, SC
Year Built:                              1997
Total Size:                              10,728 SF
Rental Rate:                             $19.77/ SF
Tenant Expenses:                         Triple Net

Remarks:

This freestanding store will have 56 parking spaces, and is situated on 1.177 acres. The rent increases approximately $0.50 every 5 years of the 20 year lease term.

Comparable Rental No. 2
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

Name:                                    Moovies
Location:                                Augusta Road at Oak Drive
                                         West Columbia, SC
Year Built:                              1996
Total Size:                              7,700 SF
Rental Rate:                             $12.50/ SF
Tenant Expenses:                         Triple Net

Remarks:

This freestanding store has 41 parking spaces, and is situated on an outparcel of the Mills Corner Shopping Center. The store was completed in February, 1996 and is leased for a term of approximately 10 years.

Comparable Rental No. 3
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

Name:                                    Eckerds
Location:                                2200 Augusta Road
                                         West Columbia, SC
Year Built:                              1997
Total Size:                              10,938 SF
Rental Rate:                             $15.97/ SF
Tenant Expenses:                         Triple Net

Remarks:

This freestanding store has 55 parking spaces, and is situated on 1.95 acre site which fronts on a road with a traffic count of 32,100 vehicles per day. The store is leased for a term of 20 years. The rental rate increases approximately $0.50 per square foot each 5 years.

Comparable Rental No. 4
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

Name:                                    Revco
Location:                                Forest Drive at Pinehurst Road
                                         Columbia, SC
Year Built:                              1996
Total Size:                              12,608 SF
Rental Rate:                             $13.08/ SF
Tenant Expenses:                         Triple Net

Remarks:

This freestanding store is leased at a level rental rate over the 20 year lease term. The store was completed in 1996 and is in a desirable location for a drug store.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II. SALES COMPARABLE

                                        SUBJECT         COMPARABLE 1          COMPARABLE 2        COMPARABLE 3  COMPARABLE 4
                                        -------         ------------          ------------        ------------  ------------
1. Identification

     a. Name                     Blockbuster Video      Hollywood Video       Eckerds             Revco         Rite Aid
                                 ---------------------  --------------------  ------------------  ------------  ------------------
     b. Street Address           7249 St. Andrews Road  Outparcel @ Westwood  1720 Taylor Street  Forest Drive  W Main Street @ N.
                                                        Place                                                   Forest Street
                                 ---------------------  --------------------  ------------------  ------------  ------------------
     c. City                     Irmo, SC               Greenwood, SC         Columbia, SC        Columbia, SC  Spartanburg, SC
                                 ---------------------  --------------------  ------------------  ------------  ------------------
     d. Distance from Subject    N/A                     74  miles            10 miles            10 miles      90 miles
                                 ---------------------  --------------------  ------------------  ------------  ------------------
2.  Attributes

     a. Year Built               1988                   1997                  1996                1996          1996
                                 ---------------------  --------------------  ------------------  ------------  ------------------
     b. Net sq. feet             6,000                  6,000                 9,504               12,608        10,752
                                 ---------------------  --------------------  ------------------  ------------  ------------------
     c. # Buildings              1                      1                     1                   1             1
                                 ---------------------  --------------------  ------------------  ------------  ------------------
     e. Vacancy %                0%                      0%                   0%                  0.0%          0%
                                 ---------------------  --------------------  ------------------  ------------  ------------------
3.  Sales Information

     a. Sales Price              N/A                    $1,099,000            $1,835,000          $1,725,000    $1,530,000
                                 ---------------------  --------------------  ------------------  ------------  ------------------
     b. Sales Price PSF          N/A                    $183.17               $193.08             $136.82       $142.30
                                 ---------------------  --------------------  ------------------  ------------  ------------------
     c. Cap. Rate                N/A                    10.06%                9.32%               9.36%         9.35%
                                 ---------------------  --------------------  ------------------  ------------  ------------------
     d. Date                     N/A                    Current Contract      January 16,1997     July 1, 1996  June 26, 1996
                                 ---------------------  --------------------  ------------------  ------------  ------------------
     e. NOI at time of Sale      N/A                    $110,610              $171,104            $161,390      $143,035
                                 ---------------------  --------------------  ------------------  ------------  ------------------
4.  Rank Relative to Subject     N/A                    Superior              Superior            Superior      Superior

     (inferior, similar,
      superior)
                                 ---------------------  --------------------  ------------------  ------------  ------------------

Explain Ranking/Comments:

The sales selected are freestanding retail stores occupied by national tenants. Three of the comparables are drug stores while one is a video store. All of the comparables are located in the state of South Carolina, although the market for this type of investment is regional or national in nature. The credit of the tenant is the primary consideration, and the subject property is believed to have a desirable tenant. Subject property is located in the best performing sub-market in Columbia.

Comparable Sale No. 1

                                [GRAPHIC OMITTED]

Name:                       Hollywood Video
Location:                   Outparcel of Westwood Place
                            Greenwood, SC
Grantor:                    Zimmer Development, Inc.
Grantee:                    W.D. Morris
Deed Reference:             N/A
Date:                       Current Contract
Sales Price:                $1,099,000
Adjusted Sales Price:       $1,099,000
Size building               6,000
Sales Price per S.F.:       $183.17
Size Land (Acres):          1.014
Size Land (S.F.):           44,170
Year Built:                 1997
Land/Building Ratio:        7.36 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $112,838
EGIM:                       9.74
Net Operating Income:       $110,610
Overall Rate:               10.06%
Verification:               Public Records and seller
Type of Purchaser:          Private Investor

Comments:

This is an arms length sale of a freestanding video store in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block. The property is located on an outparcel of a community shopping center anchored by a Wal-Mart Supercenter.

Comparable Sale No. 2

                                [GRAPHIC OMITTED]

Name:                       Eckerds
Location:                   1720 Taylor Street, Columbia, SC
Grantor:                    Baker &Baker
Grantee:                    C. Dan Watts
Deed Reference:             N/A
Date:                       January 16, 1997
Sales Price:                $1,835,000
Adjusted Sales Price:       $1,835,000
Size building:              9,504
Sales Price per S.F.:       $193.08
Size Land (Acres):          1.14
Size Land (S.F.):           49,658
Year Built:                 1996
Land/Building Ratio:        5.22 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $174,398
Effective Gross Income:     $174,398
EGIM:                       10.52
Net Operating Income:       $171,104
Overall Rate:               9.32%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:
This freestanding store is leased for a 20 year term. The store opened in June, 1996. Developing this site involved demolition of a light industrial building. Location is within 2 miles of the CBD of Columbia.

Comparable Sale No. 3

                                [GRAPHIC OMITTED]

Name:                       Revco Drug Store
Location:                   Forest Drive
                            Columbia, SC
Grantor:                    D.S. Forest Partners
Grantee:                    Lawyers Title of NC, Inc.
Deed Reference:             N/A
Date:                       July 1, 1996
Sales Price:                $1,725,000
Adjusted Sales Price:       $1,725,000
Size building:              12,608
Sales Price per S.F.:       $136.82
Size Land (Acres):          1.04
Size Land (S.F.):           45,302
Year Built:                 1996
Land/Building Ratio:        3.59 to 1
Utilities:                  All Public
Zoning:                     C-3
Financing:                  Cash to Seller
Gross Potential Income:     $164,900
Effective Gross Income:     $164,900
EGIM:                       10.46
Net Operating Income:       $161,390
Overall Rate:               9.36%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a freestanding drug store that is leased for a twenty year term with the lease rate being level throughout the entire term.

Comparable Sale No. 4

                                [GRAPHIC OMITTED]

Name:                       Rite Aid Drug Store
Location:                   W. Main Street and N. Forest Street, Spartanburg, SC
Grantor:                    C-3 Investments
Grantee:                    Larry Hatter
Deed Reference:             Book 64K, Page 465
Date:                       June 26,1996
Sales Price:                $1,530,000
Adjusted Sales Price:       $1,530,000
Size building:              10,752
Sales Price per S.F.:       $142.30
Size Land (Acres):          1.7
Size Land (S.F.):           74,052
Year Built:                 1996
Land/Building Ratio:        6.89 to 1
Utilities:                  Municipal
Zoning:                     Commercial
Financing:                  Cash to Seller
Effective Gross Income:     $146,172
EGIM:                       10.47
Net Operating Income:       $143,035
Overall Rate:               9.35%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

The contract for subject was negotiated during the construction of the building. The site was improved with several buildings that were occupied at the time of acquisition. Rent is level over a 20 year term. Property is within 2 miles of the CBD of Spartanburg.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                                [GRAPHIC OMITTED]

                             [Comparable Rental Map]

                                [GRAPHIC OMITTED]

                             [Comparable Sales Map]

                                [GRAPHIC OMITTED]

                                [Building Sketch]

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 136

Property:  BLOCKBUSTER - IRMO
           7249 ST. ANDREWS ROAD
           IRMO, SC 29063-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
BLOCKBUSTER #92554 - IRMO         670- 10   6,000              01/01/89  12/31/03         13.75     01/01/89   82,500.00
                                                                                          15.81     01/01/99   94,860.00
-------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..    6,000                                 Current Annual Base Rent     82,500.00
                              Available.        0
                              Total.....    6,000

------------------------------------------------------------------------------------------------------------------------------------
TENANT AND PROPERTY
 INFORMATION                                REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                 Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of  Amount  Nat
Tenant Name                     Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ              Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
BLOCKBUSTER #92554 - IRMO        Full     0    Full      0     Full     0   01/01/94    12/31/98    13.75      0.00       0
                                                                            01/01/99    12/31/98    15.81      0.00       0
------------------------------------------------------------------------------------------------------------------------------------

                                                 Photographs of Subject Property
================================================================================

                                [GRAPHIC OMITTED]

Subject Property - Looking West

                                [GRAPHIC OMITTED]

Subject Property - Looking South

                                [GRAPHIC OMITTED]

Subject Property - Looking Southeast

                                [GRAPHIC OMITTED]

Subject Property - Looking North

                                [GRAPHIC OMITTED]

Subject Property - Looking Northwest

                                [GRAPHIC OMITTED]

St. Andrews Road - Looking Northwest

                                [GRAPHIC OMITTED]

St. Andrews Road - Looking Southeast

                                [GRAPHIC OMITTED]

Fork Avenue - Looking Southwest

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                               BLOCKBUSTER VIDEO
                                      AND
                              TACO BELL RESTAURANT

                           509 - 515 West Main Street
                  Lexington, Lexington County, South Carolina

                                  Prepared by

                          Michael B. Dodds, MAI, CCIM

                      Date of Market Study - May 10, 1997

                   [Letterhead of O. Marshall Dodds Co., Inc.]

                                                       May 11, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:  Market Study
     Blockbuster Video and Taco Bell Restaurant
     509-515 West Main Street
     Lexington, Lexington County, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data were inspected by Michael B. Dodds, MAI, CCIM on May 10, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail and restaurant markets and is not intended to state opinions on the value of the subject property. The property consists of two freestanding buildings. The Blockbuster Video contains 6,400 square feet and the Taco Bell contains 2,268 Square feet. The buildings were constructed in 1990, and are in good condition. The two buildings could easily be sold as separate investment properties.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                    Respectfully submitted,

                                    O. MARSHALL DODDS COMPANY, INC.


                                    /s/ Michael B. Dodds, MAI, CCIM
                                    -----------------------------------
                                    Michael B. Dodds, MAI, CCIM
                                    State Certified General
                                    Real Estate Appraiser (CG-543)

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

Regional Perspective

Columbia is the state capital with the State House being located in downtown Columbia. Also, the University of South Carolina Campus is located in the downtown area. Fort Jackson, which is a large U.S. Army Training Facility is located in the eastern section of the Metropolitan area. The city has numerous specialized office activities such as: insurance, consulting services, advertising, marketing, printing and financial services. Government, distribution, finance and transportation are all important to Columbia, although none are preeminent. Geography also gives Columbia a strategic location in the industrial and commercial spheres. The unemployment rate for Lexington County as of March, 1997 was 2.6 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject neighborhood is an established area located in Lexington, South Carolina. The neighborhood is generally the developments along Columbia Avenue, or West Main Street, within Lexington. Developments in the immediate area consist of commercial type properties located along the major thoroughfares and residential uses on the secondary streets. The area just east of Lexington has grown considerably in recent years, due primarily to the availability of vacant land. The immediate area surrounding the subject is built up, with little land available for development. A new Eckerd drug store is under construction at the intersection of Columbia Avenue and Old Chapin Road. An established restaurant was purchased for $1,300,000 and demolished to create the drug store site. Other new construction in the Lexington area includes several medical clinics, a Wal-Mart Supercenter, and a self serve car wash. The neighborhood around the Wal-Mart has developed rapidly as a result of the construction of the store.

Physical features are as follows:

1.  Site Size                Taco Bell- 30,004 SF ; Blockbuster Video- 40,078 SF

2.  Identity                 Lexington County TMS# 4325-02-29 and 30

3.  Shape                    Rectangular - Adequate

4.  Topography               Generally level, on grade with West Main Street

5.  Accessibility            Good - West Main Street and Black Avenue

6.  Utilities                Municipal

Physical Description

Building features are as follows:

1.  Size (net)               Taco Bell- 2,268 SF ; Blockbuster Video- 6,400 SF

2.  Layout & Design          1 story, two buildings, one structure is located on
                             ground leased site. Design is functional

3.  Parking Spaces           Taco Bell- 42 (18.7 per 1,000 SF)
                             Blockbuster Video- 60 (9.4 per 1,000 SF)

4.  Construction             Brick and glass front on Blockbuster and stucco on
                             Taco Bell. Roof is built up composition.

Market Position and Marketability Conclusions

The subject property is located in a sub-market that is identified as Lexington. The demographics of this area are very attractive to most retailers, with the subdivisions expanding rapidly and the high income characteristics of Lake Murray neighborhoods. The largest new retail development is the new Wal-Mart Supercenter. The local shops at this center were 100 percent pre-leased upon completion of construction. In addition to the shopping centers, several freestanding drug stores have been built in the general area during 1996 and 1997. Shopping centers in the immediate area of the subject include Lexington Village, Village Square and Town Square. These centers are experiencing vacancy levels similar to the sub-market.

According to the 1996 Central Carolina Business Review and Investment Guide, Lexington is a sixth largest retail sub-market containing 722,567 square feet or 5.5% of all retail space surveyed. The Winn-Dixie Shopping Center in South Congaree, with 44,000 square feet was to added to the sub-market. Twelve of the 158 completed retail shopping centers surveyed were in the Lexington area, with 46,190 square feet of space vacant for a vacancy rate of 6.4%, the fourth lowest vacancy rate in the ten areas. Twelve months earlier the vacancy rate was 8.1%, and 24 months earlier the vacancy rate was 11.1%. There is one center that is planned for this area, Lexington Place Phase II, on Sunset Boulevard at Old Cherokee Road. This center will add approximately 63,000 square feet to this market. The Wal-Mart Supercenter on Sunset Boulevard is nearing completion and will add 202,847 square feet to this submarket when completed. The average rental rate of a new lease in this area is $9.23 per square foot, up $ 0.23 per square foot from the last survey and up $ 0.43 per square foot from the survey two years ago.

The subject property is located in the west section of the city of Lexington. The neighborhood is an older area that is built up. Several of the oldest shopping centers in Lexington are in the neighborhood. These include the Lexington Village, Town Square and Lexington K-Mart Center. There are other shopping centers that are located along Highway #378.

The subject property was built in 1990, and both tenants have an established customer base. The rapid population growth in the area is a positive sign for the future success of the subject. An investigation of the neighborhood revealed no vacant freestanding buildings which are considered to be competitive with the subject. The immediate market for freestanding retail stores and restaurant properties is considered to be strong. The rental rates received at the subject are within the range of rental rates being charged for similar buildings in comparable locations. The location and size of the buildings which make up the subject property are good, and would be positive factors on the marketability of the properties either individually or combined.

Trends

The subject property is located in the west section of the city of Lexington. This neighborhood is in the older, built up area, near downtown. Much of the new growth is occurring to the east of the subject, and this trend is expected to continue. The growth in the eastern sector of Lexington will not detrimentally affect the subject property, as the downtown area is expected to remain a viable location for tenants which would be interested in the subject property. The future of the neighborhood is expected to include steady increases in rental rates, and stable occupancy rates. The single family developments in the Lexington area have grown rapidly, which should positively affect all retail centers.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
--------------------------------------------------------------------------------

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION

                                             SUBJECT             COMPARABLE 1               COMPARABLE 2
                                             -------             ------------               ------------
1.  Identification
    a.  Name                          Taco Bell &                Eckerds                    Moovies
                                      Blockbuster Video
                                      ----------------------     -----------------------    -----------------------
    b.  Street                                                   Columbia Ave. @ Old        Augusta Road @ Oak
                                      509-515 W. Main St.        Chapin Road
                                      ----------------------     -----------------------    -----------------------
    c.  City                          Lexington, SC              Lexington, SC              West Columbia, SC
                                      ----------------------     -----------------------    -----------------------
    d.  Distance from subject         N/A                        0.5 miles                  4 miles
                                      ----------------------     -----------------------    -----------------------
    e.  Contact                                                  N/A                        N/A
                                      Edens & Avant, Inc.
                                      ----------------------     -----------------------    -----------------------
    f.  Phone                         803-779-4420               N/A                        N/A
                                      ----------------------     -----------------------    -----------------------
2.  Attributes
    a.  Year built                    1990                       1997                       1996
                                      ----------------------     -----------------------    -----------------------
    b.  Net sq. Ft.                   Taco Bell -  2,268 SF      10,728 SF                  7,700 SF
                                      Blockbuster - 6,400 SF
                                      ----------------------     -----------------------    -----------------------
    c. # building                     2                          1                          1
                                      ----------------------     -----------------------    -----------------------
    d. #stories                       1                          1                          1
                                      ----------------------     -----------------------    -----------------------
    e. Avg. Floor plate size (SF),
            if office                 N/A                        N/A                        N/A
                                      ----------------------     -----------------------    -----------------------
    f. # elevators                    N/A                        N/A                        N/A
                                      ----------------------     -----------------------    -----------------------
    g. Parking                        Adequate                   Adequate - 56 spaces       Adequate - 41 spaces
                                      ----------------------     -----------------------    -----------------------
    h. Construction Type              Brick/Concrete Block       Brick/Concrete Block       Brick/Concrete Block
                                      ----------------------     -----------------------    -----------------------
    I. Vacancy %                      0%                         0%                         0%
                                      ----------------------     -----------------------    -----------------------

                                      COMPARABLE 3                COMPARABLE 4
                                      ------------                ------------
1.  Identification
    a.  Name                          Taco Bell                   Bojangles

                                      -----------------------     -----------------------
    b.  Street                        1927 Broad River Road       151 Harbison Boulevard

                                      -----------------------     -----------------------
    c.  City                          Columbia, SC                Columbia, SC
                                      -----------------------     -----------------------
    d.  Distance from subject         7 miles                     5 miles
                                      -----------------------     -----------------------
    e.  Contact                       N/A                         N/A

                                      -----------------------     -----------------------
    f.  Phone                         N/A                         N/A
                                      -----------------------     -----------------------
2.  Attributes
    a.  Year built                    1980                        1975
                                      -----------------------     -----------------------
    b.  Net sq. Ft.                   1,580 SF                    3,200 SF


                                      -----------------------     -----------------------
    c. # building                     1                           1
                                      -----------------------     -----------------------
    d. #stories                       1                           1
                                      -----------------------     -----------------------
    e. Avg. Floor plate size (SF),
            if office                 N/A                         N/A
                                      -----------------------     -----------------------
    f. # elevators                    N/A                         N/A
                                      -----------------------     -----------------------
    g. Parking                        Adequate                    Adequate
                                      -----------------------     -----------------------
    h. Construction Type              Brick/Concrete Block        Brick/Concrete Block
                                      -----------------------     -----------------------
    I. Vacancy %                      0%                          0%
                                      -----------------------     -----------------------

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

--------------------------------------------------------------------------------

B.  RENTAL INFORMATION

                                             SUBJECT              COMPARABLE 1                COMPARABLE 2
                                             -------              ------------                ------------
1.   Rental Rate
     a. Restaurant Space              $39.95/SF                   N/A                         N/A
                                      -----------------------     -----------------------     ----------------------
     b. Retail Space                  $13.75/SF                   $19.77/SF                   $12.50/SF
                                      -----------------------     -----------------------     ----------------------
2.  Lease Type (Gross/Net)            Triple Net                  Triple Net                  Triple Net
                                      -----------------------     -----------------------     ----------------------
3.  Rent Concessions                  None                        None - Build to suit        None - Build to suit
                                      -----------------------     -----------------------     ----------------------
4.  Effective Rent                    $13.75/SF & $39.95/SF       $19.77/SF                   $12.50 /SF
                                      -----------------------     -----------------------     ----------------------
5.  TI Allowance                      None                        None                        None
                                      -----------------------     -----------------------     ----------------------
6.  Expense Stop                      None                        None                        None
                                      -----------------------     -----------------------     ----------------------
7.  Length of Lease Term              10 - 20 Years               20 years                    10 years
                                      -----------------------     -----------------------     ----------------------
8.  Commissions                       5.00% to 7.00%              5.00% - 7.00%               5.00% - 7.00%
                                      -----------------------     -----------------------     ----------------------
9.  Percentage Rent                   N/A                         N/A                         N/A
     (per lease terms)

                                      -----------------------     -----------------------     ----------------------
10. Historical Annual                                             N/A                         N/A
     Absorption/sq.ft.                N/A
                                      -----------------------     -----------------------     ----------------------
11. Annual Operating Expense                                      N/A                         N/A
     psf (Including taxes)            N/A
                                      -----------------------     -----------------------     ----------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)   N/A                         Similar                     Similar
                                      -----------------------     -----------------------     ----------------------

                                      COMPARABLE 3               COMPARABLE 4
                                      ------------               ------------
1.   Rental Rate
     a.  Restaurant Space             $26.40/SF                  $30.94/SF
                                      ----------------------     ----------------------
     b.  Retail Space                 N/A                        N/A
                                      ----------------------     ----------------------
2.  Lease Type (Gross/Net)            Triple Net                 Triple Net
                                      ----------------------     ----------------------
3.  Rent Concessions                  None                       None
                                      ----------------------     ----------------------
4.  Effective Rent                    $26.40/SF                   $30.94/SF
                                      ----------------------     ----------------------
5.  TI Allowance                      None                       None
                                      ----------------------     ----------------------
6.  Expense Stop                      None                       None
                                      ----------------------     ----------------------
7.  Length of Lease Term              15 years                   15 years
                                      ----------------------     ----------------------
8.  Commissions                       5.00% to 7.00%             5.00% - 7.00%
                                      ----------------------     ----------------------
9.  Percentage Rent                   N/A                        N/A
     (per lease terms)

                                      ----------------------     ----------------------
10. Historical Annual
     Absorption/sq.ft.                N/A                        N/A
                                      ----------------------     ----------------------
11. Annual Operating Expense
     psf (Including taxes)            N/A                        N/A
                                      ----------------------     ----------------------

C.  RANK RELATIVE TO
        SUBJECT
      (inferior, similar, superior)   Superior                   Superior
                                      ----------------------     ----------------------

D. EXPLAIN RANKING/COMMENTS:

The rental rate at comparable #1 is high due to the extremely high site acquisition costs. This property is very near the subject property. Comparable #2 is believed to be very similar to the subject property. Comparable #3 is an older property, although is occupied by the same tenant. Comparable #4 is located in the dominant retail district in Columbia, and the location is far superior to the subject. All of the comparables are freestanding buildings.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Name:                               Eckerds
Location:                           NWC Columbia Avenue and Old Chapin Road
                                    Lexington, SC
Year Built:                         1997
Total Size:                         10,728 SF
Rental Rate:                        $19.77/ SF
Tenant Expenses:                    Triple Net

Remarks:

This freestanding store will have 56 parking spaces, and is situated on 1.177 acres. The rent increases approximately $0.50 every 5 years of the 20 year lease term.

Comparable Rental No. 2
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Name:                               Moovies
Location:                           Augusta Road at Oak Drive
                                    West Columbia, SC
Year Built:                         1996
Total Size:                         7,700 SF
Rental Rate:                        $12.50/ SF
Tenant Expenses:                    Triple Net

Remarks:

This freestanding store has 41 parking spaces, and is situated on an outparcel of the Mills Corner Shopping Center. The store was completed in February, 1996 and is leased for a term of approximately 10 years.

Comparable Rental No. 3
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Name:                               Taco Bell
Location:                           1927 Broad River Road
                                    Columbia, SC
Year Built:                         1980
Total Size:                         1,580 SF
Vacant Space:                       0 SF
Vacancy Rate:                       0%
Rental Range:                       $26.40 per square foot
Tenant Expenses:                    Triple Net

Remarks:

The rental rate increases to $28.11 per square foot during years 6 through 10 and to $29.97 per square foot in years 11 through 15. There are 4, five year options to renew the lease. The lease commenced July 8, 1996

Comparable Rental No. 4
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Name:                               Bojangles
Location:                           151 Harbison Boulevard
                                    Columbia, SC
Year Built:                         1994
Total Size:                         3,200 SF
Vacant Space:                       0 SF
Vacancy Rate:                       0%
Rental Rate:                        $30.94 per square foot
Tenant Expenses:                    Triple Net

Remarks:

This fifteen year lease includes equipment reportedly worth $60,000. The restaurant is located in the rapidly growing Harbison area. Prior to this lease, the building was occupied by Kenny Rogers Roasters.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II. SALES COMPARABLES

--------------------------------------------------------------------------------

                                         SUBJECT             COMPARABLE 1                COMPARABLE 2
                                         -------             ------------                ------------
1.   Identification
     a.  Name                    Taco Bell/Blockbuster       Hollywood Video             Eckerds
                                 ------------------------    ------------------------    --------------------------
     b.  Street Address          509-515 W. Main St.         Outparcel @ Westwood        1720 Taylor Street
                                                             Place
                                 ------------------------    ------------------------    --------------------------
     c.  City                    Lexington, SC               Greenwood, SC               Columbia, SC
                                 ------------------------    ------------------------    --------------------------
     d.  Distance from           N/A                         74 miles                    10 miles
Subject
                                 ------------------------    ------------------------    --------------------------
2.  Attributes
     a.  Year Built              1990                        1997                        1996
                                 ------------------------    ------------------------    --------------------------
     b.  Net sq. feet            2,268 + 6,400               6,000                       9,504
                                 ------------------------    ------------------------    --------------------------
     c. # Buildings              2                           1                           1
                                 ------------------------    ------------------------    --------------------------
     d. # of Stories             1                           1                           1
                                 ------------------------    ------------------------    --------------------------
     e. Vacancy %                0%                          0%                          0%
                                 ------------------------    ------------------------    --------------------------
3.  Sales Information
     a.  Sales Price             N/A                         $1,099,000                  $1,835,000
                                 ------------------------    ------------------------    --------------------------
     b.  Sales Price PSF         N/A                         $183.17                     $193.08
                                 ------------------------    ------------------------    --------------------------
     c. Cap. Rate                N/A                         10.06%                      9.32%
                                 ------------------------    ------------------------    --------------------------
     d. Date                     N/A                         Current Contract            January 16,1997
                                 ------------------------    ------------------------    --------------------------
     e.  NOI at time of Sale     N/A                         $110,610                    $171,104

                                 ------------------------    ------------------------    --------------------------
4.  Rank Relative to Subject     N/A                         Superior                    Superior
(inferior, similar,
          superior)
                                 ------------------------    ------------------------    --------------------------

                                 COMPARABLE 3               COMPARABLE 4
                                 ------------               ------------
1.   Identification
     a.  Name                    Bojangles                  Hardees
                                 -----------------------    ----------------------
     b.  Street Address          151 Harbison Blvd.         7924 Garners Ferry
                                                            Road
                                 -----------------------    ----------------------
     c.  City                    Columbia, SC               Columbia, SC
                                 -----------------------    ----------------------
     d.  Distance from           5 miles                    15 miles
Subject
                                 -----------------------    ----------------------
2.  Attributes
     a.  Year Built              1994                       1993
                                 -----------------------    ----------------------
     b.  Net sq. feet            3,200                      3,550
                                 -----------------------    ----------------------
     c. # Buildings              1                          1
                                 -----------------------    ----------------------
     d. # of Stories             1                          1
                                 -----------------------    ----------------------
     e. Vacancy %                0%                         0%
                                 -----------------------    ----------------------
3.  Sales Information
     a.  Sales Price             $877,500                   $808,790
                                 -----------------------    ----------------------
     b.  Sales Price PSF         $274.22                    $227.83
                                 -----------------------    ----------------------
     c. Cap. Rate                11.06%                     N/A
                                 -----------------------    ----------------------
     d. Date                     March 12, 1996             April 28, 1994
                                 -----------------------    ----------------------
     e.  NOI at time of Sale     $97,090                    N/A

                                 -----------------------    ----------------------
4.  Rank Relative to Subject     Superior                   Similar
(inferior, similar,
          superior)
                                 -----------------------    ----------------------

Explain Ranking/Comments: No sales of combination properties containing a restaurant and a retail store were found . Since the two properties which make up the subject could be separated, sales of restaurants and freestanding retail stores have been collected. Comparables #1 and #2 are retail stores which are believed to be very comparable to the subject. Comparables #3 and #4 are restaurants which are also considered similar to the Taco Bell. Comparable #3 is superior to the subject with respect to location.

COMPARABLE IMPROVED SALES

Comparable Sale No. 1
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Name:                      Hollywood Video
Location:                  Outparcel of Westwood Place
                           Greenwood, SC
Grantor:                   Zimmer Development, Inc.
Grantee:                   W.D. Morris
Deed Reference:            N/A
Date:                      Current Contract
Sales Price:               $1,099,000
Adjusted Sales Price:      $1,099,000
Size building              6,000
Sales Price per S.F.:      $183.17
Size Land (Acres):         1.014
Size Land (S.F.):          44,170
Year Built:                1997
Land/Building Ratio:       7.36 to 1
Utilities:                 All Available
Zoning:                    Commercial
Financing:                 At Market
Effective Gross Income:    $112,838
EGIM:                      9.74
Net Operating Income:      $110,610
Overall Rate:              10.06%
Verification:              Public Records and seller
Type of Purchaser:         Private Investor

Comments:

This is an arms length sale of a freestanding video store in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block. The property is located on an outparcel of a community shopping center anchored by a Wal-Mart Supercenter.

Comparable Sale No. 2
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Name:                      Eckerds
Location:                  1720 Taylor Street, Columbia, SC
Grantor:                   Baker & Baker
Grantee:                   C. Dan Watts
Deed Reference:            N/A
Date:                      January 16, 1997
Sales Price:               $1,835,000
Adjusted Sales Price:      $1,835,000
Size building:             9,504
Sales Price per S.F.:      $193.08
Size Land (Acres):         1.14
Size Land (S.F.):          49,658
Year Built:                1996
Land/Building Ratio:       5.22 to 1
Utilities:                 All Available
Zoning:                    Commercial
Financing:                 Cash to Seller
Gross Potential Income:    $174,398
Effective Gross Income:    $174,398
EGIM:                      10.52
Net Operating Income:      $171,104
Overall Rate:              9.32%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:

This freestanding store is leased for a 20 year term. The store opened in June, 1996. Developing this site involved demolition of a light industrial building. Location is within 2 miles of the CBD of Columbia.

Comparable Sale No. 3
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Name:                      Bojangles
Location:                  151 Harbison Boulevard
                           Columbia, SC
Grantor:                   Columbia Roasters, Inc.
Grantee:                   W. J. Branstrom and R. H. Falls III
Deed Reference:            Book 3655, Page 210 and 215
Date:                      March 12, 1996
Sales Price:               $717,500
Adjusted Sales Price:      $877,500
Size building:             3,200
Sales Price per S.F.:      $274.22
Size Land (Acres):         1.008
Size Land (S.F.):          43,913
Year Built:                1994
Land/Building Ratio:       13.72 to 1
Utilities:                 All Public
Zoning:                    PUD Commercial
Financing:                 Cash to Seller
Gross Potential Income:    $99,000
Effective Gross Income:    $99,000
Gross Income Multiple:     8.86
EGIM:                      8.86
Net Operating Income:      $97,090
Overall Rate:              11.06%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:

This property was originally built for occupancy by Kenny Rogers Roasters, and closed in 1995. The adjusted price reflects costs to upfit the building and equipment costs. Bojangles leased the building for a 15 year term on a triple net lease structure.

Comparable Sale No. 4
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

TMS:                       19105-01-05
Name:                      Hardees
Location:                  7924 Garners Ferry Road
                           Columbia, SC
Grantor:                   Flagstar Enterprises
Grantee:                   CNL Income Fund XV, Ltd.
Deed Reference:            Book 1195, Page 121
Date:                      April 28, 1994
Sales Price:               $808,790
Adjusted Sales Price:      $808,790
Size building:             3,550
Sales Price per S.F.:      $227.83
Size Land (Acres):         1.189
Size Land (S.F.):          51,793
Year Built:                1993
Land/Building Ratio:       14.59 to 1
Utilities:                 Municipal
Zoning:                    C-3, General Commercial
Financing:                 Cash to Seller
Effective Gross Income:    N/A
EGIM:                      N/A
Net Operating Income:      N/A
Overall Rate:              N/A
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:

This was a sale leaseback of a new Hardees restaurant. The equipment was not included in the sale.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                                [GRAPHIC OMITTED]

                              Rent Comparables Map

                                [GRAPHIC OMITTED]

                         Improved Sales Comparables Map

                                   Site Plan

                                [GRAPHIC OMITTED]

                                                                        Page 138
                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97

Property: BLOCKBUSTER - LEXINGTON
          415 WEST MAIN STREET
          LEXINGTON, SC 29272-0000

Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

----------------------------------------------------------------------------------------------------------------------
          TENANT AND PROPERTY INFORMATION                       LEASE TERM                 RENT INFORMATION
                                                                                    per                       Annual
Tenant Name                          Unit #  Sq Feet   Misc   From      To     MTM  SF/YR      Begin       Base Rent
----------------------------------------------------------------------------------------------------------------------
BLOCKBUSTER #92581 - LEXINGTO
BLOCKBUSTER BIDEOS, INC., A T       672-  10    6,400       11/01/89 10/31/99       13.75      11/01/89     87,999.96
                                                                                    15.81      11/01/99    101,184.00
----------------------------------------------------------------------------------------------------------------------
TACO BELL
MEXICAN RESTAURANT VENTURES,        672-  20        0       12/01/89 11/30/09        0.00      12/01/89     88,371.36
                                                                                     0.00      12/01/94     90,602.52
                                                                                     0.00      12/01/99     95,000.04
                                                                                     0.00      12/01/04    102,125.04
----------------------------------------------------------------------------------------------------------------------
                      Square Feet: Occupied..   6,400                              Current Annual Base Rent  178,602.48
                                   Available.       0
                                   Total.....   6,400

-----------------------------------------------------------------------------------------------------------------------------------
                                            REIMBURSEMENTS                       RENEWAL OPTIONS                PERCENT RENT
                               Tax   Base   Ins   Base    CAM    Base                          per         Pcnt   of   Amount  Nat
Tenant Name                   Recov  Year  Recov  Year   Recov   Year    Begin       End      SF/YR   Typ                Over  Brk
-----------------------------------------------------------------------------------------------------------------------------------
BLOCKBUSTER #92581 - LEXINGTO  Full      0  Full       0   None       0 11/01/94  10/31/99     13.75         5.00    1,760,000  Y
BLOCKBUSTER BIDEOS, INC., A T                                           11/01/99  10/31/04     15.81         5.00    2,023,700  Y

-----------------------------------------------------------------------------------------------------------------------------------
TACO BELL                      Full      0  None       0   None       0 12/01/09  11/30/14      0.00         6.50    1,359,600  Y
MEXICAN RESTAURANT VENTURES,                                            12/01/14  11/30/19      0.00         6.50    1,393,900  Y
                                                                        12/01/19  11/30/24      0.00         6.50    1,461,500  Y
                                                                        12/01/24  11/30/29      0.00         6.50    1,571,200  Y
-----------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY

                                [GRAPHIC OMITTED]

Blockbuster Video - Looking South

                                [GRAPHIC OMITTED]

Blockbuster Video - Looking East

                                [GRAPHIC OMITTED]

Blockbuster Video - Looking Northeast

                                [GRAPHIC OMITTED]

Taco Bell - Looking South

                                [GRAPHIC OMITTED]

Taco Bell - Looking East

                                [GRAPHIC OMITTED]

Taco Bell - Looking Northwest

                                [GRAPHIC OMITTED]

Intersection of West Main Street and Black Avenue

                                [GRAPHIC OMITTED]

West Main Street - Looking East

                                [GRAPHIC OMITTED]

West Main Street - Looking West

                                [GRAPHIC OMITTED]

Black Avenue - Looking North

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]

                                  Market Study

                                 TRENHOLM PLAZA

                        Southeast Corner of Trenholm Road
                                and Forest Drive
                          Forest Acres, South Carolina

                                   Prepared by
                           Michael B. Dodds, MAI, CCIM
                      Date of Market Study - April 29, 1997

                  [LETTERHEAD OF O. MARSHALL DODDS CO., INC.]

                                 April 29, 1997

Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:  Market Study
     Trenholm Plaza
     Southeast Corner of Trenholm Road and Forest Drive
     Forest Acres, South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. This analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data was inspected by Michael B. Dodds, MAI, CCIM on April 29, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a community shopping center that contains 172,957 square feet of leasable area. The center was constructed in 1960 with an addition in 1996. The anchor tenant is Publix, which will occupy 37,912 square feet when the store opens in May or June of 1997. Additional anchor tenants include the United States Postal Service, Books A Million, Eckerds and The Fresh Market. The shopping center local stores are currently 70% occupied. In addition to the shopping center, there are several tenants occupying buildings on a ground lease basis.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                              Respectfully submitted,

                                              O. MARSHALL DODDS COMPANY, INC.


                                              /s/ Michael B. Dodds
                                              ----------------------------------
                                              Michael B. Dodds, MAI, CCIM
                                              State Certified General
                                              Real Estate Appraiser (CG-543)

[LOGO]

EXECUTIVE SUMMARY
================================================================================

Regional Perspective

The subject is located in Columbia, South Carolina, in the eastern section of the metropolitan area. Columbia is the state capital and is also the location of the University of South Carolina. Fort Jackson is located on the east side of Columbia and is the largest basic training facility in the United States. The city has a diverse economy, with industries including banking, government, distribution and transportation. Geography also gives Columbia a strategic location, with three interstates coming together in Columbia. As of March, 1997 the unemployment rate for Richland County was 3.7%, which was below the state average of 5.3%.

Neighborhood and Site

The subject neighborhood is within one of the most desirable sections of Columbia. The Forest Acres area has a very high average household income, and is attractive on both a residential and commercial level. Recent construction within two miles of the subject property includes the East Forest Plaza, which is identified as Rental Comparable #2 in this analysis. Other developments currently under construction includes a full service car wash and an assisted living facility. A second assisted living facility is proposed for Trenholm Road, south of the subject. The intersection of Trenholm Road and Forest Drive is heavily traveled, and provides excellent exposure for the subject. The neighborhood is built up, and future development may require the demolition of existing structures to create a developable site. In general, the area is growing, and this positive growth should continue in the near future.

Physical features are as follows:

1.  Site Size                     20.39 Acres

2.  Identity                      TMS# 16604-01-20 and 16701-04-02,04 - Richland
                                  County

3.  Shape                         Irregular - Adequate

4.  Topography                    Generally level

5.  Accessibility                 Good - 2 streets

6.  Utilities                     Municipal

Physical Description

Building features are as follows:

1.  Size (net)                   172,957 square feet
                                 Publix store to open in May/June 1997

2.  Layout & Design              1 story, five buildings, several structures are
                                 located on ground leased sites.

3.  Parking Spaces               approximately 865
                                 5.0 spaces per 1,000 square feet

4.  Construction                 Brick and glass front with concrete block on
                                 side. Roof is built up composition.

Market Position and Marketability Conclusions

The subject property is located in a sub-market that is identified as East Columbia. The demographics of this area are very attractive to most retailers, with Forest Acres having one of the highest household incomes in the Columbia region. There are many shopping centers in this area, with most having been constructed in the 1970's and 1980's. The largest retail development is the East Forest Plaza, which is anchored by a Wal-Mart Supercenter. The local shops at this center were 100% pre-leased upon completion of construction. Several new freestanding drug stores have been built in the general area during 1996 and 1997.

The East Columbia sub-market is listed in the 1996 Central Carolina Business Review and Investment Guide as having 3,865,752 square feet, and represents 31.3% of the total Columbia retail market. The survey reports no retail space planned or under construction in the immediate subject area. The overall vacancy rate for this sub-market was reported at 6.9%.

The tenant mix at the subject property and the comparables is indicative of the economic characteristics of the neighborhood. Many of the tenants are high end retailers. Tenant turnover at these centers appears to be average, and rental rates have increased steadily. The rental rates generally range from $8.00 to $14.00 per square foot, with the subject property achieving rates at the middle to upper end of this range. The vacant spaces at the comparables range from small stores of 1,200 square feet to stores approximately 3,500 square feet in size. Any concessions being offered are minimal, and the leasing agents interviewed would not quote a "typical" concession scenario.

The subject property has an atypical tenant mix, with two supermarkets and a Post Office. The two supermarkets are expected to operate successfully, with each offering different product lines. The Post Office appears to create considerable traffic, which provides increased exposure for the local retailers. Several ground leased properties are also part of the subject property. These include branch bank sites for Carolina First and NationsBank. Other tenants include a gift shop located in a small portable type building. The ground leases do not detrimentally affect the desirability of the subject.

In summary, the subject property is considered to be a very desirable shopping center in the sub-market. It is an older, established property, and has a loyal customer base. Visibility from Trenholm Road and Forest Drive is excellent, and the property is in good condition. The subject property should continue to command rental rates at the upper end of the range.

Trends

The subject property is located in an area of Columbia that has experienced considerable growth in recent years. Much of the new construction that has occurred is located at the intersection of Forest Drive and the new Interstate #77 By-Pass. This development consists of the East Forest Plaza, several banks, fast food restaurants and convenience stores. Properties under construction include an all suite motel and a Sam's Club store. This growth has had a positive effect on the retail market, due to the increased traffic which has resulted. A high overall occupancy level and steady rental rate increases are expected in the near future.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

I. COMPARABLE PROPERTIES
A  PROPERTY DESCRIPTION

                                    SUBJECT          COMPARABLE 1         COMPARABLE 2         COMPARABLE 3         COMPARABLE 4
                                    -------          ------------         ------------         ------------         ------------
1. Identification

   a. Name                  Trenholm Plaza       Forest Park          East Forest Plaza    Decker Village       High Point on Decker
                            -------------------- -------------------- -------------------- -------------------- --------------------

   b. Street                SEQ Forest @Trenholm 4711 Forest Drive    Forest Drive         2300 Decker Blvd.    2230 Decker Blvd.
                            -------------------- -------------------- -------------------- -------------------- --------------------

   c. City                  Forest Acres, SC     Forest Acres, SC     Columbia, SC         Columbia, SC         Columbia, SC
                            -------------------- -------------------- -------------------- -------------------- --------------------

   d. Distance from subject N/A                  0.5 miles            1.0 miles            2.5 - 3.0 miles      3.0 miles
                            -------------------- -------------------- -------------------- -------------------- --------------------

   e. Contact               Edens & Avant        Julie Gardner        Gary Anthony         Danny Bonds          Ahold
                            -------------------- -------------------- -------------------- -------------------- --------------------

   f. Phone                 (803)779-4420        (704)332-4146        (803)649-3975        (803)779-4420        (803)776-9015
                            -------------------- -------------------- -------------------- -------------------- --------------------

2. Attributes

   a. Year built            1960-97              1991-96              1995                 1975                 1991
                            -------------------- -------------------- -------------------- -------------------- --------------------

   b. Net sq. Ft.           172,957              93,000               240,185              56,270               50,143
                            -------------------- -------------------- -------------------- -------------------- --------------------

   c. # building            Three                One                  One                  One                  One
                            -------------------- -------------------- -------------------- -------------------- --------------------
   d. #stories              One                  One                  One                  One                  One
                            -------------------- -------------------- -------------------- -------------------- --------------------

   e. Avg. Floor plate size N/A                  N/A                  N/A                  N/A                  N/A
       (sq. Ft.), if office
                            -------------------- -------------------- -------------------- -------------------- --------------------

   f. # elevators           N/A                  N/A                  N/A                  N/A                  N/A
                            -------------------- -------------------- -------------------- -------------------- --------------------

   g. Parking               Adequate             Adequate             Adequate             Adequate             Adequate
                            -------------------- -------------------- -------------------- -------------------- --------------------

   h. Construction Type     Brick/Concrete Block Brick/Concrete Block Brick/Concrete Block Brick/Concrete Block Brick/Concrete Block
                            -------------------- -------------------- -------------------- -------------------- --------------------

   I. Vacancy %(Locals)     30.0%                2.9%                 0                    7+/-%                  20-25%
                            -------------------- -------------------- -------------------- -------------------- --------------------

   j. Anchors, if Retail    Publix,Fresh Market, Harris Teeter, Revco Wal-Mart Supercenter   Food Lion, Eckerds   Bi-Lo, Moovies
                            US Postal Service
                            -------------------- -------------------- --------------------  ------------------- --------------------

Comments: The subject property is an older center that has been renovated several times. The subject compares favorably with the comparables, with comparable #1 being the closest to the subject. Comparables #1 and #4 each have 2 vacant stores, while comparable #3 has one vacant store. The shops at comparable #2 were 100% pre-leased prior to completion of construction. The highest rental rates are received at the two newest centers (#1 & #2). Vacant stores at subject are in locations with poor exposure. No planned construction was discovered during the primary research.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

B. RENTAL INFORMATION

                                  SUBJECT           COMPARABLE 1          COMPARABLE 2         COMPARABLE 3         COMPARABLE 4
                                  -------           ------------          ------------         ------------         ------------
1. Asking Rental Rate

   a. Anchor Space         N/A                   N/A                   N/A                  N/A                  N/A
                           --------------------  --------------------  -------------------  -------------------  -------------------

   b. Shop Space           $7.00 - $9.00         $13.00                $8.50 - $14.00       $8.00 - $9.50        $8.00 - $9.00
                           --------------------  --------------------  -------------------  -------------------  -------------------

2. Lease Type (Gross/Net)  Triple Net            Triple Net            Triple Net           Triple Net           Triple Net
                           --------------------  --------------------  -------------------  -------------------  -------------------

3. Rent Concessions        Minimal               None                  None                 None                 Minimal
                           --------------------  --------------------  -------------------  -------------------  -------------------

4. Effective Rent          $7.00 - $9.00         $13.00                $8.50 - $14.00       $8.00 - $9.50        $8.00 - $9.00
                           --------------------  --------------------  -------------------  -------------------  -------------------

5. TI Allowance            None                  None                  None                 None                 None
                           --------------------  --------------------  -------------------  -------------------  -------------------

6. Expense Stop            None                  None                  None                 None                 None
                           --------------------  --------------------  -------------------  -------------------  -------------------

7. Length of Lease Term    3 - 5 years (shops)   3 - 5 years (shops)   3 - 5 years (shops)  3 - 5 years (shops)  1 - 3 years (shops)
                           --------------------  --------------------  -------------------  -------------------  -------------------

8. Commissions             5.00% - 7.00%         5.00% - 7.00%         5.00% - 7.00%        5.00% - 7.00%        5.00% - 7.00%
                           --------------------  --------------------  -------------------  -------------------  -------------------

9. Percentage Rent         Fresh Market,         Harris Teeter, Revco  Wal-Mart             Food Lion            Bi-Lo
    (per lease terms)      Eckerds, Books A
                           Million
                           --------------------  --------------------  -------------------  -------------------  -------------------

10. Historical Annual      N/A                   N/A                   N/A                  N/A                  N/A
     Absorption/sq.ft.
                           --------------------  --------------------  -------------------  -------------------  -------------------

11. Annual Operating       N/A                   $1.50                 $1.50                N/A                  N/A
Expense psf (Including
taxes)
                           --------------------  --------------------  -------------------  -------------------  -------------------

C. RANK RELATIVE TO
    SUBJECT
    (inferior,                                   Similar/Superior      Superior             Inferior             Similar
      similar, superior)
                           --------------------  --------------------  -------------------  -------------------  -------------------

D. EXPLAIN RANKING/COMMENTS: Leasing commissions are typically cashed out in this market. Comparable #1 has one 1,200 SF space available, and is of better quality construction. Tenants at comparable #2 are typical of Wal-Mart anchored centers. Comparables #3 and #4 are located in inferior locations. The opening of Publix should enhance the competitive position in the marketplace. Minimal concessions due to the overall tight sub-market.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
================================================================================

                               [GRAPHIC OMITTED]

Name:                                    Forest Park
Location:                                4711 Forest Drive
                                         Forest Acres, SC
Year Built:                              1991-96
Total Size:                              93,000 SF
Vacant Space:                            1,200 SF
Vacancy Rate:                             2.9% Locals
Rental Range:                            $9.00 - $13.00
Tenant Expenses:                         Triple Net ($1.50/SF)

Remarks:

The anchor tenant is Harris Teeter, which recently expanded from 33,153 to 42,000 SF. Other tenants include Revco and Baskin Robbins. The center is of above average quality construction and is in good condition. The asking rate for the 1,200 SF space is $13.00/SF. Good accessibility from Forest Drive.

Comparable Rental No. 2
================================================================================

                               [GRAPHIC OMITTED]

Name:                                    East Forest Plaza
Location:                                Forest Drive at Southeastern Beltway
                                         Columbia, South Carolina
Year Built:                              1995
Total Size:                              240,185 SF
Vacant Space:                            0 SF
Vacancy Rate:                             0%
Rental Range:                            $8.50 to $14.00
Tenant Expenses:                         Triple Net ($1.50/SF)

Remarks:

This center is 100% occupied. Tenants include a Wal-Mart Supercenter, Shoe Carnival, Dollar Tree, Cato and Fatz. A Sam's Club store is planned for a pad site adjacent to the Wal-Mart. The shops are not connected to the Wal-Mart store, and outparcels have been developed with banks and fast food restaurants. Excellent accessibility.

Comparable Rental No. 3
================================================================================

                               [GRAPHIC OMITTED]

Name:                                    Decker Village
Location:                                2300 Decker Boulevard
                                         Columbia, South Carolina
Year Built:                              1975
Total Size:                              56,270 SF
Vacant Space:                            1,200 - 1,500 SF
Vacancy Rate:                            7+%
                                          -
Rental Range:                            $8.00 - $9.50
Tenant Expenses:                         Triple Net

Remarks:

The anchor tenants are Food Lion and Eckerds. The property is an established center in the neighborhood and approximately 8 of the 9 local shops were occupied on the date of inspection. Historically, the center has maintained a fairly high occupancy level. The property overall is in average condition.

Comparable Rental No. 4
================================================================================

                               [GRAPHIC OMITTED]

Name:                                    High Point on Decker
Location:                                2230 Decker Boulevard
                                         Columbia, South Carolina
Year Built:                              1991
Total Size:                              50,143 SF
Vacant Space:                            3,000 - 3,500 SF
Vacancy Rate:                            20 - 25%
Local Rent Range:                        $ 8.00 - $9.00
Tenant Expenses:                         Triple Net

Remarks:

Two spaces are currently available, which were previously used as one space by a computer sales/service company. The center is situated on the site in a manner that limits the visibility of the local shops. The condition of the property is considered to be good, while the location is inferior to the subject.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II. SALES COMPARABLE

                                    SUBJECT             COMPARABLE 1         COMPARABLE 2       COMPARABLE 3        COMPARABLE 4
                                    -------             ------------         ------------       ------------        ------------

1. Identification

   a. Name                   Trenholm Plaza         St. Andrews Crossing  Eastgate Center     One Norman Center  Paw Creek Commons
                             ---------------------  --------------------  ------------------  -----------------  -------------------

   b. Street Address         Forest Dr. @ Trenholm  817 St. Andrews Road  NWC Whiskey Rd. &   19706 One Norman   E/S Little Rock Rd.
                                                                          Eastgate Dr.        Blvd.              At Freedom Drive
                             ---------------------  --------------------  ------------------  -----------------  -------------------

   c. City                   Forest Acres, SC       Columbia, SC          Aiken, SC           Cornelius, NC      Charlotte, NC
                             ---------------------  --------------------  ------------------  -----------------  -------------------

   d. Distance from Subject  N/A                    10 miles              60 miles            115 miles          100 miles
                             ---------------------  --------------------  ------------------  -----------------  -------------------

2. Attributes

   a. Year Built             1960-96                1994                  1995                1993               1996
                             ---------------------  --------------------  ------------------  -----------------  -------------------

   b. Net sq. feet           172,957                66,910                75,716              54,185             66,050
                             ---------------------  --------------------  ------------------  -----------------  -------------------

   c. # Buildings            Three                  1                     1                   1                  1
                             ---------------------  --------------------  ------------------  -----------------  -------------------

   d. # of Stories           one                    1                     1                   1                  1
                             ---------------------  --------------------  ------------------  -----------------  -------------------

   e. Vacancy %              30.0%                  0.0%                  5.0%                0.0%               2.73%
                             ---------------------  --------------------  ------------------  -----------------  -------------------

3. Sales Information

   a. Sales Price            N/A                    $6,550,000            $6,675,000          $4,650,000         $5,120,000
                             ---------------------  --------------------  ------------------  -----------------  -------------------

   b. Sales Price PSF        N/A                    $97.89                $88.16              $85.82             $77.52
                             ---------------------  --------------------  ------------------  -----------------  -------------------

   c. Cap. Rate              N/A                    9.69%                 9.86%               9.68%              9.60%
                             ---------------------  --------------------  ------------------  -----------------  -------------------

   d. Date                   N/A                    May 24,1994           September 28, 1995  October 12, 1995   March 25, 1997
                             ---------------------  --------------------  ------------------  -----------------  -------------------

   e. NOI at time of Sale    N/A                    $634,797              $657,896            $450,188           $517,412
                             ---------------------  --------------------  ------------------  -----------------  -------------------

4. Rank Relative to Subject  N/A                    Similar               Similar             Superior           Superior
   (inferior, similar,
     superior)
                             ---------------------  --------------------  ------------------  -----------------  -------------------

Explain Ranking/Comments: The comparable sales are all superior to the subject property with respect to age of the property, although the demographics of the subject neighborhood and tenant mix are similar.

Comparable Sale No. 1

                               [GRAPHIC OMITTED]

TMS:                        6012 -1 -1
Name:                       St. Andrews Crossing
Location:                   817 St. Andrews Road, Columbia, SC
Grantor:                    Hayley-Redd, L.P.
Grantee:                    F.A.C. Properties
Deed Reference:             Book 1199, Page 331
Date:                       May 25, 1994
Sales Price:                $6,550,000
Adjusted Sales Price:       $6,550,000
Size building               66,910
Sales Price per S.F.:       $97.89
Size Land (Acres):          8.08
Size Land (S.F.):           351,965
Year Built:                 1994
Land/Building Ratio:        5.26 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  At Market
Effective Gross Income:     $686,905
EGIM:                       9.54
Net Operating Income:       $634,797
Overall Rate:               9.69%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2

                               [GRAPHIC OMITTED]

Name:                       Eastgate Shopping Center
Location:                   Northwest Corner of Whiskey Road & Eastgate Drive
                            Aiken, SC
Grantor:                    Southwest U.S. Retail, LP
Grantee:                    PDG Aiken Partners, LP
Deed Reference:             N/A
Date:                       September 28, 1995
Sales Price:                $6,675,000
Adjusted Sales Price:       $6,675,000
Size building:              75,716
Sales Price per S.F.:       $88.16
Size Land (Acres):          8.79
Size Land (S.F.):           382,892
Year Built:                 1995
Land/Building Ratio:        5.06 to 1
Utilities:                  All Available
Zoning:                     Commercial
Financing:                  Cash to Seller
Gross Potential Income:     $782,704
Effective Gross Income:     $782,704
EGIM:                       8.53
Net Operating Income:       $657,896
Overall Rate:               9.86%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3

                               [GRAPHIC OMITTED]

Name:                       One Norman Center
Location:                   19706 One Norman Boulevard
                            Cornelius, Mecklenburg County, NC
Grantor:                    One Norman Center, LP
Grantee:                    Lucky Realty
Deed Reference:             Book 8325, Page 721
Date:                       October 12, 1995
Sales Price:                $4,650,000
Adjusted Sales Price:       $4,650,000
Size building:              54,185
Sales Price per S.F.:       $85.82
Size Land (Acres):          5.69
Size Land (S.F.):           247,856
Year Built:                 1993
Land/Building Ratio:        4.57 to 1
Utilities:                  All Public
Zoning:                     CUB-2
Financing:                  Cash to Seller
Gross Potential Income:     $474,591 - $8.76/SF
Effective Gross Income:     $474,591 - $8.76/SF
Gross Income Multiple:      9.80
EGIM:                       9.80
Net Operating Income:       $450,188 - $8.31/SF
Overall Rate:               9.68%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4

                               [GRAPHIC OMITTED]

TMS:                        59-231-22,23 pt.
Name:                       Paw Creek Commons
Location:                   East side of Little Rock Road at Freedom Drive
Grantor:                    Paw Creek, LLC
Grantee:                    Paw Creek Crossing Limited Partnership
Deed Reference:             Book 8988, Page 519
Date:                       March 25, 1997
Sales Price:                $5,120,000
Adjusted Sales Price:       $5,384,000
Size building:              66,050
Sales Price per S.F.:       $77.52
Size Land (Acres):          9.82
Size Land (S.F.):           427,759
Year Built:                 1996
Land/Building Ratio:        6.48 to 1
Utilities:                  Municipal
Zoning:                     CC, Commercial Center
Financing:                  Cash to Seller
Gross Potential Income:     $568,840
Effective Gross Income:     $552,054
Gross Income Multiple:      9.00
EGIM:                       9.27
Net Operating Income:       $517,412
Overall Rate:               9.61%
Verification:               Public Records
Type of Purchaser:          Private Investor

Comments:

The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                               [GRAPHIC OMITTED]


                             COMPARABLE RENTALS MAP

                               [GRAPHIC OMITTED]


                              COMPARABLE SALES MAP

                                ---------------
                                Building Sketch
                                ---------------

                               [GRAPHIC OMITTED]

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 126

Property:  TRENHOLM PLAZA
           4840 FOREST DRIVE
           COLUMBIA, SC 29206
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
PUBLIX SUPER MARKETS INC.
PUBLIX SUPER MARKETS INC.         653-10    37,912                                MTM       0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
BOOKS A MILLION, INC.
BOOKS A MILLION, A DELAWARE C     653-20    19,950           11/10/93   03/31/04            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            4.07   05/01/94    97,140.48
                                                                                            5.75   10/01/94   114,712.44
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            6.00   04/01/97   119,700.00
                                                                                            6.25   04/01/01   124,687.56
------------------------------------------------------------------------------------------------------------------------
RADIO SHACK
TANDY CORPORATION                 653-30     2,636           06/01/87   07/31/97            7.00   06/01/87    18,452.04
                                                                                            0.00                    0.00
                                                                                           11.00   08/01/92    28,995.96
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
TENANT INFORMATION                           REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                 Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of  Amount  Nat
Tenant Name                     Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ              Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
PUBLIX SUPER MARKETS INC.
PUBLIX SUPER MARKETS INC.        Full     0    Full      0     Full     0   04/01/17   03/31/22     0.00        1.00         0   Y
                                                                            04/01/22   03/31/27     0.00        1.00         0   Y
                                                                            04/01/27   03/31/32     0.00        1.00         0   Y
                                                                            04/01/32   03/31/37     0.00        1.00         0   Y
------------------------------------------------------------------------------------------------------------------------------------
BOOKS A MILLION, INC.
BOOKS A MILLION, A DELAWARE C    Full     0    Full      0     Full     0   04/01/04   03/31/06     6.80        3.50         0   Y
                                                                            04/01/06   03/31/08     7.10        3.50         0   Y
                                                                            04/01/08   03/31/09     7.40        3.50         0   Y
                                                                            04/01/09   03/31/10     7.40        3.50 2,775,400   Y
                                                                            04/01/10   03/31/12     7.70        3.50 3,277,500   Y
                                                                            04/01/12   03/31/14     8.00        3.50         0   Y
                                                                                                    0.00        3.50         0   Y
                                                                                                    0.00        3.50 3,420,000   Y
                                                                                                    0.00        3.50 3,562,500   Y
------------------------------------------------------------------------------------------------------------------------------------
RADIO SHACK
TANDY CORPORATION                PRS   1987    None      0     Full     0   06/01/97   05/31/02     0.00        3.00   615,100   Y
                                                                            08/01/00   07/31/03    12.65        3.00         0   Y
                                                                                                    0.00        3.00   966,500   Y
 -----------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 127

Property:  TRENHOLM PLAZA
           4840 FOREST DRIVE
           COLUMBIA, SC 29206
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
QUACKERS
LYNN B. CLEGG                     653-40     1,698           11/01/95   10/31/98            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            9.16   12/01/92    15,553.68
                                                                                            9.53   11/01/93    16,175.88
                                                                                            9.91   11/01/94    16,822.92
                                                                                           10.38   11/01/95    17,625.24
------------------------------------------------------------------------------------------------------------------------
Available
                                  653-50     3,510                                          0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
SECOND LOOK, THE
JUNIOR LEAGUE OF COLUMBIA         653-60     5,930           09/01/94   08/31/97            7.00   09/01/94    41,510.04
                                                                                            0.00                    0.00
                                                                                            7.25   09/01/95    42,992.52
                                                                                            8.00   09/01/96    47,439.96
------------------------------------------------------------------------------------------------------------------------
U.S. POSTAL SERVICE
UNITED STATES POSTAL SERVICE      653-70     8,155           06/01/95   05/31/05            6.76   12/01/90    55,116.00
                                                                                            7.37   11/01/93    60,132.00
                                                                                            8.37   06/01/95    60,268.00
------------------------------------------------------------------------------------------------------------------------
Available
                                  653-80    14,973                                          0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
Available
                                  653-90     5,900                                          0.00                    0.00
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
TENANT INFORMATION                           REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                 Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of  Amount  Nat
Tenant Name                     Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ              Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
QUACKERS
LYNN B. CLEGG                    PRS   1986    PRS    1986     Full     0   11/01/95   10/31/98     0.00        5.50         0   Y
                                                                            11/01/98   10/31/01     0.00        5.50   282,794   Y
                                                                                                    0.00        5.50   294,106   Y
                                                                                                    0.00        5.50   305,870   Y
                                                                                                    0.00        5.50   305,900   Y
                                                                                                    0.00        5.50   320,500   Y
------------------------------------------------------------------------------------------------------------------------------------
Available
                                          0              0              0                           0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
SECOND LOOK, THE
JUNIOR LEAGUE OF COLUMBIA        PRS   1994    PRS    1994     Full     0   09/01/97   08/31/00     0.00        5.00   948,800
                                                                                                    0.00        5.00         0
                                                                                                    0.00        5.00         0
                                                                                                    0.00        5.00         0
------------------------------------------------------------------------------------------------------------------------------------
U.S. POSTAL SERVICE
UNITED STATES POSTAL SERVICE     None     0    None      0     None     0   06/01/05   05/31/10    11.00        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
Available
                                          0              0              0                           0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
Available
                                          0              0              0                           0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 128

Property:  TRENHOLM PLAZA
           4840 FOREST DRIVE
           COLUMBIA, SC 29206
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
TUESDAY MORNING
TUESDAY MORNING, INC.             653-100    5,828           10/01/93   12/31/97            6.41   11/01/93    37,342.44
                                                                                            0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
KITTY'S HALLMARK
K.S.M., INC.                      653-105    5,828           11/20/96   12/31/01            8.00   01/01/97    46,623.96
                                                                                            9.00   01/01/00    52,452.00
------------------------------------------------------------------------------------------------------------------------
LOURIE'S INC.
LOURIES, INC.                     653-110    4,700           06/01/96   05/31/99            8.00   03/01/92    37,599.96
                                                                                            8.25   03/01/93    38,775.00
                                                                                            8.75   06/01/96    41,124.96
------------------------------------------------------------------------------------------------------------------------
ECKERD'S #8015
F/K/A RITE AID #0191              653-120    8,254           03/01/90   02/28/00            0.00                    0.00
                                                                                            4.00   03/01/90    33,024.00
                                                                                            0.00                    0.00
                                                                                            4.50   03/01/95    37,152.00
------------------------------------------------------------------------------------------------------------------------
FRESH MARKET, INC.
THE FRESH MARKET, INC.            653-130   17,400           03/15/93   03/30/07            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                            7.00   04/01/93   121,800.00
------------------------------------------------------------------------------------------------------------------------
ORIGINAL PANCAKE HOUSE, THE
BEDUCIAN, INC.                    653-140    4,725           04/15/97   04/30/07           10.00   05/01/97    47,250.00
                                                                                            0.00                    0.00
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
TENANT INFORMATION                           REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                 Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of  Amount  Nat
Tenant Name                     Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ              Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
TUESDAY MORNING
TUESDAY MORNING, INC.            None     0    None      0     None     0   01/01/98   12/31/02     7.26        3.00 1,244,700   Y
                                                                            01/01/03   12/31/07     8.12        3.00         0   Y
------------------------------------------------------------------------------------------------------------------------------------
KITTY'S HALLMARK
K.S.M., INC.                     Full     0    Full      0     Full     0                           0.00        0.00         0
                                                                                                    0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
LOURIE'S INC.
LOURIES, INC.                    Full     0    Full      0     Full     0                           0.00        5.00   752,000   Y
                                                                                                    0.00        5.00   775,500   Y
                                                                                                    0.00        5.00   822,500   Y
------------------------------------------------------------------------------------------------------------------------------------
ECKERD'S #8015
F/K/A RITE AID #0191             Full     0    Full      0     Full     0   03/01/95   02/28/00     4.50        2.00         0   Y
                                                                            03/01/00   02/28/05     5.00        2.00 1,651,200   Y
                                                                                                    0.00        2.00         0   Y
                                                                                                    0.00        2.00 1,857,600   Y
------------------------------------------------------------------------------------------------------------------------------------
FRESH MARKET, INC.
THE FRESH MARKET, INC.           Full     0    Full      0     Full     0   04/01/07   03/30/17     7.50        1.00 5,000,000
                                                                            04/01/17   03/30/27     8.00        1.00         0
                                                                                                    0.00        1.00         0
------------------------------------------------------------------------------------------------------------------------------------
ORIGINAL PANCAKE HOUSE, THE
BEDUCIAN, INC.                   Full     0    Full      0     Full     0   05/01/07   04/30/12    13.33        5.00 1,050,000
                                                                            05/01/12   04/30/17    15.33        5.00 1,216,950
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 129

Property:  TRENHOLM PLAZA
           4840 FOREST DRIVE
           COLUMBIA, SC 29206
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
ORIGINAL PANCAKE HOUSE, THE
BEDUCIAN, INC.                    653-140    4,725           04/15/97   04/30/07            0.00                    0.00
                                                                                           11.59   05/01/02    54,762.72
------------------------------------------------------------------------------------------------------------------------
ROGERS BROTHERS FABRICS
ROGERS BROTHERS INVESTMENTS       653-145    7,998           03/01/92   05/31/98            8.00   03/01/92    63,984.00
                                                                                            0.00                    0.00
                                                                                            6.67   04/01/93    53,320.00
                                                                                            8.00   04/01/94    63,984.00
------------------------------------------------------------------------------------------------------------------------
CAROLINA FIRST
FKA REPUBLIC NATIONAL BANK        653-150        0     P     02/01/87   01/31/97            0.00   02/01/87     8,400.00
                                                                                            0.00   02/01/97    32,359.32
------------------------------------------------------------------------------------------------------------------------
HEAVENLY HAMS
HAM BONE INC/COLUMBIA HAMS IN     653-160    1,887           05/01/96   04/30/99           10.00   05/01/93    18,870.00
                                                                                           11.00   05/01/94    20,757.00
                                                                                           12.00   05/01/95    22,644.00
                                                                                           12.50   05/01/96    23,587.44
                                                                                           13.00   05/01/97    24,531.00
                                                                                           13.50   05/01/98    25,474.44
------------------------------------------------------------------------------------------------------------------------
MANHATTAN BAGEL
MBSE, INC.                        653-170    1,905           05/01/97   04/30/02           16.00   05/01/97    30,480.00
                                                                                            0.00                    0.00
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
TENANT INFORMATION                           REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                 Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of  Amount  Nat
Tenant Name                     Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ              Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
ORIGINAL PANCAKE HOUSE, THE
BEDUCIAN, INC.                   Full     0    Full      0     Full     0                           0.00        5.00         0
                                                                                                    0.00        5.00         0
------------------------------------------------------------------------------------------------------------------------------------
ROGERS BROTHERS FABRICS
ROGERS BROTHERS INVESTMENTS      PRS   1988    PRS    1988     Full     0   06/01/98   05/31/03     9.00        3.00 1,300,000
                                                                                                    0.00        3.00         0
                                                                                                    0.00        3.00         0
                                                                                                    0.00        3.00         0
------------------------------------------------------------------------------------------------------------------------------------
CAROLINA FIRST
FKA REPUBLIC NATIONAL BANK       PRS   1972    None      0     None     0   02/01/97   01/31/12     0.00        0.00         0
                                                                                                    0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
HEAVENLY HAMS
HAM BONE INC/COLUMBIA HAMS IN    Full     0    Full      0     Full     0                           0.00        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
MANHATTAN BAGEL
MBSE, INC.                       Full     0    Full      0     Full     0   05/01/02   04/30/07    17.00        0.05   609,600
                                                                            05/01/07   04/30/12    18.75        0.05         0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 130

Property:  TRENHOLM PLAZA
           4840 FOREST DRIVE
           COLUMBIA, SC 29206
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
MANHATTAN BAGEL
MBSE, INC.                        653-170    1,905           05/01/97   04/30/02            0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
LAZY CHEF & INTERIORS, INC.
LAZY CHEF & INTERIORS, INC.       653-180    1,476           09/01/92   08/31/98            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                           12.00   09/01/92    17,712.00
------------------------------------------------------------------------------------------------------------------------
HAIR CUTTERY #1698
CREATIVE HAIRDRESSERS INC.        653-190    1,488           09/01/91   08/31/99           11.00   09/01/91    16,368.00
                                                                                            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                           12.00   09/01/93    17,856.00
                                                                                           13.50   09/01/96    20,088.00
------------------------------------------------------------------------------------------------------------------------
SYLVAN BROTHERS, INC.
SYLVAN BROTHERS, INC.             653-200    2,400           03/01/93   02/28/98           10.00   03/01/93    24,000.00
------------------------------------------------------------------------------------------------------------------------
FOLLINE OPTICIANS INC.            653-220      617           05/01/93   04/30/01            0.00                    0.00
FOLLINE OPTICIANS INC.                                                                      0.00                    0.00
                                                                                           12.00   05/01/93     7,404.00
                                                                                           14.00   05/01/96     8,640.00
------------------------------------------------------------------------------------------------------------------------
PALMETTO TRAVEL, INC.
FIRST CLASS TRAVEL, INC.          653-230      800           01/01/96   03/31/99           14.00   04/01/96    11,199.96
                                                                                           15.00   04/01/97    12,000.00
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
TENANT INFORMATION                           REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                 Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of  Amount  Nat
Tenant Name                     Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ              Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
MANHATTAN BAGEL
MBSE, INC.                       Full     0    Full      0     Full     0                           0.00        0.05         0
------------------------------------------------------------------------------------------------------------------------------------
LAZY CHEF & INTERIORS, INC.
LAZY CHEF & INTERIORS, INC.      Full     0    Full      0     Full     0   09/01/95   08/31/98     0.00        5.00         0   Y
                                                                                                    0.00        5.00         0   Y
                                                                                                    0.00        5.00   354,200   Y
------------------------------------------------------------------------------------------------------------------------------------
HAIR CUTTERY #1698
CREATIVE HAIRDRESSERS INC.       Full     0    Full      0     Full     0   09/01/96   08/31/99    13.50        0.00         0
                                                                            09/01/99   08/31/02    14.25        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
SYLVAN BROTHERS, INC.
SYLVAN BROTHERS, INC.            PRS   1986    PRS    1986     Full     0                           0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
FOLLINE OPTICIANS INC.           Full     0    Full      0     Full     0   05/01/96   04/30/01    14.00        0.00         0
FOLLINE OPTICIANS INC.                                                                              0.00        0.00         0
                                                                                                    0.00        0.00         0
                                                                                                    0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
PALMETTO TRAVEL, INC.
FIRST CLASS TRAVEL, INC.         Full     0    Full      0     Full     0                           0.00        0.00         0
                                                                                                    0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 131

Property:  TRENHOLM PLAZA
           4840 FOREST DRIVE
           COLUMBIA, SC 29206
Column Legends:
   Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant
   Renewal Options TYP Column: TBD - To be Determined CPI - Consumer Price Index

------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
------------------------------------------------------------------------------------------------------------------------
HUMPHRIES BARBER SHOP
BOBBY'S BARBER SHOP (ROBERT E     653-240      656           01/01/95   12/31/97           12.00   01/01/95     7,872.00
                                                                                            0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
CORMA'S INC.
CORMA'S INC.                      653-250      799           09/01/93   08/31/98           11.50   09/01/93     9,188.40
                                                                                           12.00   09/01/94     9,588.00
------------------------------------------------------------------------------------------------------------------------
HOOLIGAN'S
HOOLIGAN'S INC.                   653-260    1,802           01/01/97   12/31/01            0.00                    0.00
                                                                                            0.00                    0.00
                                                                                           11.00   01/01/92    19,821.96
                                                                                           11.50   01/01/95    20,723.04
                                                                                           12.00   01/01/97    21,624.00
                                                                                           13.00   01/01/99    23,426.04
------------------------------------------------------------------------------------------------------------------------
NATIONAL BANK OF SC (NBSC)
NATIONAL BANK OF SOUTH CAROLI     653-270    3,730     P    06/01/94    05/31/04           11.93   05/01/90    44,484.00
                                                                                           13.46   06/01/94    50,195.04
------------------------------------------------------------------------------------------------------------------------
WHISTLESTOP, INC., THE
LAVINA S. CHANDLER                653-290        0     K    05/01/96    04/30/97            0.00   05/01/93    10,200.00
------------------------------------------------------------------------------------------------------------------------
NATIONSBANK
NATIONSBANK                       653-300        0     P    04/01/92    12/31/00            0.00   04/01/92    70,908.72
                                                                                            0.00   01/01/96    82,908.72
                                                                                            0.00                    0.00
------------------------------------------------------------------------------------------------------------------------
                 Square Feet: Occupied..   148,574                                Current Annual Base Rent    950,831.04
                              Available.    24,383
                              Total.....   172,957


------------------------------------------------------------------------------------------------------------------------------------
TENANT INFORMATION                           REIMBURSEMENTS                          RENEWAL OPTIONS            PERCENT RENT
                                 Tax   Base    Ins    Base     CAM   Base                           per         Pcnt of  Amount  Nat
Tenant Name                     Recov  Year   Recov   Year    Recov  Year      Begin       End     SF/YR  Typ              Over  Brk
------------------------------------------------------------------------------------------------------------------------------------
HUMPHRIES BARBER SHOP
BOBBY'S BARBER SHOP (ROBERT E    Full     0    Full      0     Full     0   01/01/98   12/31/00     0.00        0.00         0
                                                                                                    0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
CORMA'S INC.
CORMA'S INC.                     PRS   1984    PRS    1984     Full     0                           0.00        0.00         0
                                                                                                    0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
HOOLIGAN'S
HOOLIGAN'S INC.                  Full     0    Full      0     Full     0   01/01/97   12/31/02     0.00        4.00   504,560
                                                                            01/01/02   12/31/06     0.00        0.04   540,600
                                                                                                    0.00        0.04   585,650
                                                                                                    0.00        0.04         0
                                                                                                    0.00        0.04         0
                                                                                                    0.00        0.04         0
------------------------------------------------------------------------------------------------------------------------------------
NATIONAL BANK OF SC (NBSC)
NATIONAL BANK OF SOUTH CAROLI    PRS   1980    PRS    1980     Full     0   06/01/04   05/31/09     0.00        0.00         0
                                                                            06/01/09   05/31/14     0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
WHISTLESTOP, INC., THE
LAVINA S. CHANDLER               None     0    None      0     Fixed    0                           0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------
NATIONSBANK
NATIONSBANK                      Full     0    None      0     None     0   01/01/96   12/31/00     0.00        0.00         0
                                                                            01/01/01   12/31/05     0.00        0.00         0
                                                                            01/01/06   12/31/10     0.00        0.00         0
------------------------------------------------------------------------------------------------------------------------------------

PHOTOGRAPHS OF SUBJECT PROPERTY

                               [GRAPHIC OMITTED]

Subject Property - Looking Southeast

                               [GRAPHIC OMITTED]

Subject Property - Looking East

                               [GRAPHIC OMITTED]

Subject Property - Looking Northwest

                               [GRAPHIC OMITTED]

Subject Property - Looking Southeast

                               [GRAPHIC OMITTED]

Publix Supermarket (under construction)

                               [GRAPHIC OMITTED]

Carolina First Bank (Ground Lease)

                               [GRAPHIC OMITTED]

NBSC Bank

                               [GRAPHIC OMITTED]

Rear of Subject - Looking Northwest

                               [GRAPHIC OMITTED]

Rear of Subject Property - Looking East

                               [GRAPHIC OMITTED]

Rear of Subject Property - Looking West

                               [GRAPHIC OMITTED]

Forest Drive - Looking East

                               [GRAPHIC OMITTED]

Forest Drive - Looking West

                               [GRAPHIC OMITTED]

Trenholm Road - Looking South

                               [GRAPHIC OMITTED]

Trenholm Road - Looking North

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

[LOGO]



                                  Market Study

                                 WESTERN SQUARE
                                 SHOPPING CENTER

                              1500 West Main Street
                     Laurens, Laurens County, South Carolina


                                   Prepared by

                           Michael B. Dodds, MAI, CCIM

                      Date of Market Study - April 29, 1997

[LETTERHEAD OF O. MARSHALL DODDS CO., INC.]


                                    May 8, 1997


Mr. Steven R. Maeglin
Vice President
Morgan Stanley & Company, Inc.
1585 Broadway
New York, NY 10036

Re:  Market Study
     Western Square
     1500 West Main Street
     Laurens, Laurens County,  South Carolina

Dear Mr. Maeglin:

At your request, we have completed a market study of the above referenced property. The analysis that forms the basis of the study was conducted by Michael B. Dodds, MAI, CCIM. The subject property and all comparable data were inspected by Michael B. Dodds, MAI, CCIM on May 8, 1997.

The study states our opinion of the subject property's market positioning relative to current, as well as anticipated competition, rent and occupancy levels, as well as supporting demographic information relating to age and housing characteristics. This market analysis provides a basis for our opinions which are subject to the various assumptions and limiting conditions set forth in the report.

The market study is intended to be a general analysis of the retail market and is not intended to state opinions on the value of the subject property. The property consists of a neighborhood shopping center that contains 80,764 square feet of leasable area. The center was constructed in 1978. The anchor tenant is Bi-Lo, which occupies 30,623 square feet. The shopping center local stores are currently 82.3 percent occupied. A 7,200 square foot store leased to Cato through January, 1999 is currently vacant, as the tenant has relocated to another shopping center.

For our market study, we relied on sources specified in the study, as well as site information and tenant rent rolls submitted by the subject owner. We have retained back-up information for review, if necessary. This study can be supplemented by a complete self-contained appraisal report.

                                    Respectfully submitted,

                                    O. MARSHALL DODDS COMPANY, INC.


                                    /s/ Michael B. Dodds, MAI, CCIM
                                    -------------------------------
                                    Michael B. Dodds, MAI, CCIM
                                    State Certified General
                                    Real Estate Appraiser (CG-543)

EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

Regional Perspective

Laurens is approximately 40 miles south of Greenville and 60 miles northwest of Columbia. The population of Laurens County is approximately 60,800 and the median household effective buying income is $27,558. Laurens County's largest employer is Wal-Mart Distribution Center, which was built in 1988. Total employment is approximately 1,500. Whitten Center, CMI, Inc. and Torrington Co. Each employ over 1,000. Laurens has benefitted from the construction of the BMW manufacturing plant in Greenville. Once known as a textile manufacturing community, Laurens now has a diverse economy. Recently, corporations including Michelin, Consolidated Fabricators, Lacks Industries and Allibert-Inoac have opened facilities in Laurens County. The unemployment rate for Laurens County as of March, 1997 was 4.7 percent while the statewide rate was 5.3 percent.

Neighborhood and Site

The subject neighborhood is located to the west of the central business district of Laurens. There has been very little new development occurring in the area in recent years, with most of the development being to the east of Laurens, along East Main Street. Land uses in the subject neighborhood include single family and multi family residential, institutional and commercial. The general population of the residential areas surrounding the subject can be described as middle income, and the neighborhood is a desirable place to live. In general, the area is expected to remain stable in the near future, with very little new commercial construction anticipated.

Physical features are as follows:

1.  Site Size                       11.465  Acres

2.  Identity                        TMS#906-04-01-66   - Laurens County

3.  Shape                           Irregular - Adequate

4.  Topography                      Generally level, slight downward slope to
                                    the south

5.  Accessibility                   Good

6.  Utilities                       Municipal

Physical Description

Building features are as follows:


1.  Size (net)                      80,764 square feet (Bi-Lo occupies 30,623
                                    square feet)

2.  Layout & Design                 1 story, one building, Design is functional

3.  Parking Spaces                  Approximately 452
                                    5.60 spaces per 1,000 SF of building area

4.  Construction                    Brick and glass front with concrete block
                                    on side. Roof is built up composition.

Market Position and Marketability Conclusions

The subject property is located in the western region of Laurens. There are few traditional shopping centers in this area, with most being on the north and east sides of town. The subject property was built in 1978, and is the primary retail center serving the western side of town. On the date of inspection, the 7,380 square feet of vacant space represented 17.7 percent of the local space and 9.1 percent of the total shopping center space. Recent concessions at the subject have include 2 months free rent on a 3 year lease and 4 months free on a 5 year lease. These terms appear to be typical for the market.

During the inspection of the shopping centers in the Laurens market, it was noted that the older shopping centers were in need of repair, with very little renovation work done in recent years. These older centers were also experiencing the highest vacancy levels and had vacant anchor tenant spaces. Vacant anchor tenant stores include Food Town and Roses stores at the Barksdale Square shopping center. There is also a leased but vacant 7,200 square foot Cato store at the subject. Reportedly, Laurens County is interested in purchasing Barksdale Square for office use.

The tenant mix at the subject property and the comparables is typical of shopping centers in towns the size of Laurens. Anchor tenants occupying space include Food Lion, Ingles, Winn-Dixie, Eckerds and Revco. Wal-Mart and Lowes occupy freestanding buildings. Tenant turnover at these centers appears to be average, and rental rates have increased slowly but steadily. Several of the centers have office/service related tenants such as finance companies and insurance companies. The rental rates generally range from $5.00 to $10.00 per square foot, with the subject property achieving rates at the middle of this range.

The newest retail development in Laurens is a small unanchored strip center which has Cato as its largest tenant. The Cato store at the subject relocated to this center. Other tenants include an insurance agency, Friedmans Jewelers and Pic 'n Pay Shoes. The center is located at the intersection of East Main Street and State Highway #127. Officials with the Laurens County Assessors office stated that a retail development is to be developed on East Main Street near the Wal-Mart. The center will be anchored by a Moore's Department Store and a sporting goods store. The size of the development was not available.

In summary, the subject property is considered to be a desirable center in an area of Laurens that has no other shopping centers. Visibility from West Main Street is good, and the property is in average condition. The subject property should continue to command rental rates at the middle of the range, although aggressive leasing efforts will be required.

Trends

Much of the new construction that has occurred in Laurens is located along East Main Street, on the opposite side of town from the subject. The subject property is located in an area of Laurens that has experienced very little growth in recent years. Because the subject property is the only shopping center in the immediate area, it is believed that the subject will maintain an occupancy level similar to the current level in the near future. This is due to the residential population base on the west side of Laurens. Rental rates for the local shops at the subject are not expected to increase substantially, and concessions will most likely be required.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
================================================================================

I.  COMPARABLE PROPERTIES
A   PROPERTY DESCRIPTION
    ---------------------

                                         SUBJECT               COMPARABLE 1                   COMPARABLE 2
                                         -------               ------------                   ------------
1.  Identification

    a. Name                     Western Square                 Laurens Plaza                  Barksdale Square
                                ------------------------       ------------------------       -------------------------
    b. Street                   1500 W. Main Street            Hillcrest Drive                Hillcrest Drive
                                ------------------------       ------------------------       -------------------------
    c. City                     Laurens, SC                    Laurens, SC                    Laurens, SC
                                ------------------------       ------------------------       -------------------------
    d. Distance from subject    N/A                            2.0 -2.5 miles                 2.0 -2.5 miles
                                ------------------------       ------------------------       -------------------------
    e. Contact                  Edens & Avant                  John Abney                     Furman Company
                                ------------------------       ------------------------       -------------------------
    f. Phone                    (803)779-4420                  (803)779-4420                  (800)948-6367
                                ------------------------       ------------------------       -------------------------
2.  Attributes

    a. Year built               1988                           N/A                            1975+/-
                                ------------------------       ------------------------       -------------------------
    b. Net sq. Ft.              80,764                         116,162                        69,990
                                ------------------------       ------------------------       -------------------------
    c. # building               One                            One                            One
                                ------------------------       ------------------------       -------------------------
    d. #stories                 One                            One                            One
                                ------------------------       ------------------------       -------------------------
    e. Avg. Floor plate size    N/A                            N/A                            N/A
        (sq. Ft.), if office
                                ------------------------       ------------------------       -------------------------
    f. # elevators              N/A                            N/A                            N/A
                                ------------------------       ------------------------       -------------------------
    g. Parking                  Adequate                       Adequate                       Adequate
                                ------------------------       ------------------------       -------------------------
    h. Construction Type        Brick/Concrete Block           Brick/Concrete Block           Brick/Concrete Block
                                ------------------------       ------------------------       -------------------------
    I. Vacancy %                17.7%                          18+/- % locals                 88.6 % overall

                                ------------------------       ------------------------       -------------------------
    j. Anchors, if Retail       Bi-Lo                          Food Lion                      Eckerd
                                                               Sears
                                ------------------------       ------------------------       -------------------------

                               COMPARABLE 3             COMPARABLE 4
                               ------------             ------------

1.  Identification

    a. Name                    Ingles Plaza             Cato Center
                               ----------------------   -----------------------
    b. Street                  Hwy #76 By-Pass          US #76 @ SC #127
                               ----------------------   -----------------------
    c. City                    Laurens, SC              Laurens, SC
                               ----------------------   -----------------------
    d. Distance from subject   4 miles                  4 miles
                               ----------------------   -----------------------
    e. Contact                 Garrett & Garrett        Cleveland White
                               ----------------------   -----------------------
    f. Phone                   (864)862-3501            (803)583-4287
                               ----------------------   -----------------------
2.  Attributes
    a. Year built              1976                     1997

                               ----------------------   -----------------------
    b. Net sq. Ft.             85,000                   17,455
                               ----------------------   -----------------------
    c. # building              One                      One
                               ----------------------   -----------------------
    d. #stories                One                      One
                               ----------------------   -----------------------
    e. Avg. Floor plate size   N/A                      N/A
         (sq. Ft.), if office
                               ----------------------   -----------------------
    f. # elevators             N/A                      N/A
                               ----------------------   -----------------------
    g. Parking                 Adequate                 Adequate
                               ----------------------   -----------------------
    h. Construction Type       Brick/Concrete Block     Brick/Concrete Block
                               ----------------------   -----------------------
    I. Vacancy %               50.4 % locals            0%
                               ----------------------   -----------------------
    j. Anchors, if Retail      Ingles, Farmers          Cato
                               Furniture
                               ----------------------   -----------------------

Comments: Vacant space at comparable #1 is in a poor location in the center and has very limited visibility. Laurens County is negotiating to purchase comparable #2 for office space. While this would remove 69,990 SF from the retail market, the agent stated that they have not been aggressively marketing the center recently. Comparable #3 has minimal local space, with the smallest tenant occupying 7,500 SF. Comparable #4 has no true anchor tenant, although is 100 percent leased.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL
================================================================================
B.  RENTAL INFORMATION

                                         SUBJECT                COMPARABLE 1                   COMPARABLE 2
                                         -------                ------------                   ------------
1.  Asking Rental Rate

    a. Anchor Space              N/A                            N/A                            N/A
                                 ------------------------       ------------------------       ------------------------
    b. Shop Space                $7.00 - $9.00                  $5.00 - $6.00                  $3.00 - $4.00
                                 ------------------------       ------------------------       ------------------------
2.  Lease Type (Gross/Net)       Triple Net                     Triple Net                     Triple Net
                                 ------------------------       ------------------------       ------------------------
3.  Rent Concessions             Minimal                        Minimal                        None
                                 ------------------------       ------------------------       ------------------------
4.  Effective Rent               $7.00 - $9.00                  $5.00 - $6.00                  $3.00 - $4.00
                                 ------------------------       ------------------------       ------------------------
5.  TI Allowance                 None                           None                           None
                                 ------------------------       ------------------------       ------------------------
6.  Expense Stop                 None                           None                           None
                                 ------------------------       ------------------------       ------------------------
7.  Length of Lease Term         3 - 5 years (shops)            1 - 5 years (shops)            1 - 3 years (shops)
                                 ------------------------       ------------------------       ------------------------
8.  Commissions                  5.00% - 7.00%                  5.00% - 7.00%                  5.00% - 7.00%
                                 ------------------------       ------------------------       ------------------------
9.  Percentage Rent              Bi-Lo, Revco                   None                           None
    (per lease terms)
                                 ------------------------       ------------------------       ------------------------
10. Historical Annual            N/A                            N/A                            N/A
    Absorption/sq.ft.
                                 ------------------------       ------------------------       ------------------------
11. Annual Operating             N/A                            N/A                            N/A
Expense psf (Including
taxes)
                                 ------------------------       ------------------------       ------------------------

C.  RANK RELATIVE TO
     SUBJECT

    (inferior,                                                  Similar                        Inferior
      similar, superior)
                                 ------------------------       ------------------------       ------------------------


                                 COMPARABLE 3               COMPARABLE 4
                                 ------------               ------------

1.  Asking Rental Rate

    a. Anchor Space              N/A                        N/A
                                 ---------------------      --------------------
    b. Shop Space                $4.00                      $8.00 - $11.00
                                 ---------------------      --------------------
2.  Lease Type (Gross/Net)       Triple Net                 Triple Net
                                 ---------------------      --------------------
3.  Rent Concessions             None                       None
                                 ---------------------      --------------------
4.  Effective Rent               $4.00                      $8.00 - $11.00
                                 ---------------------      --------------------
5.  TI Allowance                 None                       None
                                 ---------------------      --------------------
6.  Expense Stop                 None                       None
                                 ---------------------      --------------------
7.  Length of Lease Term         1 - 5 years (shops)        3 -5 years (shops)
                                 ---------------------      --------------------
8.  Commissions                  5.00% - 7.00%              5.00%
                                 ---------------------      --------------------
9.  Percentage Rent              None                       None
    (per lease terms)
                                 ---------------------      --------------------
10. Historical Annual            N/A                        N/A
    Absorption/sq.ft.
                                 ---------------------      --------------------
11. Annual Operating             N/A                        $1.25
Expense  psf (Including
taxes)
                                 ---------------------      --------------------

C.  RANK RELATIVE TO
      SUBJECT
    (inferior,                   Similar                    Superior
      similar, superior)
                                 ---------------------      --------------------

D. EXPLAIN RANKING/COMMENTS: Leasing commissions are typically cashed out in this market. Comparable #3 rental rate is for the entire 9,000 square feet with negotiable concessions. Comparable #4 is new, and of superior quality construction.

LOCAL RENTAL COMPARABLES

Comparable Rental No. 1
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


Name:                                   Laurens Plaza
Location:                               Hillcrest Drive @ Caroline Street
                                        Laurens, SC
Year Built:                             N/A
Total Size:                             116,162  SF
Vacant Space:                           14,600+/- SF
Vacancy Rate:                           18+/-% (Locals)
Rental Range:                           $5.00 - $6.00/SF
Tenant Expenses:                        Triple Net

Remarks:

A Food Lion is the anchor tenant and there three local stores available for lease. Other tenants include a Sears and Carolina Tire. The center is in average condition for its age. Good visibility and accessibility from Hillcrest Drive. The available local shops are located in an area of the building which offers no visibility to the storefronts, and will be difficult to lease. An 11,000 SF space that was previously occupied by a nightclub has no storefront.

Comparable Rental No. 2
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


Name:                                   Barksdale Square
Location:                               Hillcrest Drive near Church Street
                                        Laurens, South Carolina
Year Built:                             1975+/-
Total Size:                             69,990 SF
Vacant Space:                           62,000+/- SF
Vacancy Rate:                           88.6% overall
Rental Range:                           $3.00 - $4.00/SF
Tenant Expenses:                        Triple Net

Remarks:

This neighborhood center has its two largest space vacant. They were previously occupied by Roses and Food Town. Eckerd Drug is the only remaining tenant. The parking lot is in poor condition and the building is in below average condition for its age. The property is not considered to be direct competition for the subject. Reportedly, Laurens County is negotiating to purchase this property for office use.

Comparable Rental No. 3
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


Name:                                   Ingles Plaza
Location:                               Highway #76 By-Pass
                                        Laurens, South Carolina
Year Built:                             1961
Total Size:                             85,000 SF
Vacant Space:                           9,000+/- SF
Vacancy Rate:                           50.4+/- %
Rental Range:                           $4.00/SF
Tenant Expenses:                        Triple Net

Remarks:

The anchor tenants are Ingles (25,792 SF) and Farmers Furniture(41,345 SF). Other tenants include, Dollar General and Sherwin Williams. The property is an established center in a desirable neighborhood. The available 9,000 square foot space is a portion of a larger space that was once occupied by Sky City. The depth of the space would make it functional for a single user, and subdividing it further would limit the marketability. The property overall is in average condition.

Comparable Rental No. 4
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


Name:                                   Cato Shopping Center
Location:                               US #76 at SC #127
                                        Laurens, South Carolina
Year Built:                             1997
Total Size:                             17,455 SF
Vacant Space:                           0 SF
Vacancy Rate:                           0% total
Local Rent Range:                       $8.00 - $11.00
Tenant Expenses:                        Triple Net

Remarks:

This strip center is the newest retail development in the Laurens area. The property is in excellent condition, and the shops are full. No deferred maintenance was noted. The largest tenant is Cato, which relocated from the subject property.

                            PROPERTY INSPECTION FORM
                                   COMMERCIAL

II.  SALES COMPARABLE

                                         SUBJECT              COMPARABLE 1                   COMPARABLE 2
                                         -------              ------------                   ------------
1.  Identification

    a. Name                    Western Square                 St. Andrews Crossing           Eastgate Center
                               ------------------------       ------------------------       --------------------------
    b. Street Address          1500 West Main St.             817 St. Andrews Road           NWC Whiskey Rd. &
                                                                                             Eastgate Dr.
                               ------------------------       ------------------------       --------------------------
    c. City                    Laurens, SC                    Columbia, SC                   Aiken, SC
                               ------------------------       ------------------------       --------------------------
    d. Distance from Subject   N/A                            60 miles                       100 miles
                               ------------------------       ------------------------       --------------------------
2.  Attributes

    a. Year Built              1988                           1994                           1995
                               ------------------------       ------------------------       --------------------------
    b. Net sq. feet            80,764                         66,910                         75,716
                               ------------------------       ------------------------       --------------------------
    c. # Buildings             1                              1                              1
                               ------------------------       ------------------------       --------------------------
    d. # of Stories            1                              1                              1
                               ------------------------       ------------------------       --------------------------
    e. Vacancy %               17.7% (locals)                 0.0%                           5.0%
                               ------------------------       ------------------------       --------------------------
3.  Sales Information

    a. Sales Price             N/A                            $6,550,000                     $6,675,000
                               ------------------------       ------------------------       --------------------------
    b. Sales Price PSF         N/A                            $97.89                         $88.16
                               ------------------------       ------------------------       --------------------------
    c. Cap. Rate               N/A                            9.69%                          9.86%
                               ------------------------       ------------------------       --------------------------
    d. Date                    N/A                            May 24,1994                    September 28, 1995
                               ------------------------       ------------------------       --------------------------
    e. NOI at time of Sale     N/A                            $634,797                       $657,896

                               ------------------------       ------------------------       --------------------------
4.  Rank Relative to Subject   N/A                            Superior                       Superior
    (inferior, similar,
      superior)
                               ------------------------       ------------------------       --------------------------

                                COMPARABLE 3             COMPARABLE 4
                                ------------             ------------

1.  Identification

    a. Name                     One Norman Center        Paw Creek Commons
                                ----------------------   -----------------------
    b. Street Address           19706 One Norman         E/S Little Rock Rd. At
                                Blvd.                    Freedom Drive
                                ----------------------   -----------------------
    c. City                     Cornelius, NC            Charlotte, NC
                                ----------------------   -----------------------
    d. Distance from Subject    90 miles                 90 miles
                                ----------------------   -----------------------
2.  Attributes

    a. Year Built               1993                     1996
                                ----------------------   -----------------------
    b. Net sq. feet             54,185                   66,050
                                ----------------------   -----------------------
    c. # Buildings              1                        1
                                ----------------------   -----------------------
    d. # of Stories             1                        1
                                ----------------------   -----------------------
    e. Vacancy %                0.0%                     2.73%
                                ----------------------   -----------------------
3.  Sales Information

    a. Sales Price              $4,650,000               $5,120,000
                                ----------------------   -----------------------
    b. Sales Price PSF          $85.82                   $77.52
                                ----------------------   -----------------------
    c. Cap. Rate                9.68%                    9.60%
                                ----------------------   -----------------------
    d. Date                     October 12, 1995         March 25, 1997
                                ----------------------   -----------------------
    e. NOI at time of Sale      $450,188                 $517,412

                                ----------------------   -----------------------
4.  Rank Relative to Subject    Superior                 Superior
    (inferior, similar,
       superior)
                                ----------------------     ---------------------

Explain Ranking/Comments: The comparable sales are all superior to the subject property with respect to location and condition. The subject property has a higher vacancy rate than the comparables also. No sales of shopping centers in Laurens were discovered.

Comparable Sale No. 1
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


TMS:                       6012 -1 -1
Name:                      St. Andrews Crossing
Location:                  817 St. Andrews Road, Columbia, SC
Grantor:                   Hayley-Redd, L.P.
Grantee:                   F.A.C. Properties
Deed Reference:            Book 1199, Page 331
Date:                      May 25, 1994
Sales Price:               $6,550,000
Adjusted Sales Price:      $6,550,000
Size building              66,910
Sales Price per S.F.:      $97.89
Size Land (Acres):         8.08
Size Land (S.F.):          351,965
Year Built:                1994
Land/Building Ratio:       5.26 to 1
Utilities:                 All Available
Zoning:                    Commercial
Financing:                 At Market
Effective Gross Income:    $686,905
EGIM:                      9.54
Net Operating Income:      $634,797
Overall Rate:              9.69%
Verification:              Public Records
Type of Purchaser:         Private Investor

Comments:
This is an arms length sale of a neighborhood shopping center anchored by Kroger in a good commercial area with good accessibility and fair exposure. Construction is brick veneer/concrete block.

Comparable Sale No. 2
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


Name:                      Eastgate Shopping Center
Location:                  Northwest Corner of Whiskey Road & Eastgate Drive
                           Aiken, SC
Grantor:                   Southwest U.S. Retail, LP
Grantee:                   PDG Aiken Partners, LP
Date:                      September 28, 1995
Sales Price:               $6,675,000
Adjusted Sales Price:      $6,675,000
Size building:             75,716
Sales Price per S.F.:      $88.16
Size Land (Acres):         8.79
Size Land (S.F.):          382,892
Year Built:                1995
Land/Building Ratio:       5.06 to 1
Utilities:                 All Available
Zoning:                    Commercial
Financing:                 Cash to Seller
Gross Potential Income:    $782,704
Effective Gross Income:    $782,704
EGIM:                      8.53
Net Operating Income:      $657,896
Overall Rate:              9.86%
Verification:              Public Records
Type of Purchaser:         Private Investor
Comments:
Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall. Publix is the major tenant occupying 57,348 square feet (75.7 percent). Most of the local tenants are on 5 year leases, with rental rates generally ranging from $8.00 to $13.00 per square foot. This is a neighborhood shopping center with stucco and brick exterior that was constructed in early 1995. Parking is considered adequate. The occupancy at the time of sale was 95 percent.

Comparable Sale No. 3
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


Name:                      One Norman Center
Location:                  19706 One Norman Boulevard
                           Cornelius, Mecklenburg County, NC
Grantor:                   One Norman Center, LP
Grantee:                   Lucky Realty
Deed Reference:            Book 8325, Page 721
Date:                      October 12, 1995
Sales Price:               $4,650,000
Adjusted Sales Price:      $4,650,000
Size building:             54,185
Sales Price per S.F.:      $85.82
Size Land (Acres):         5.69
Size Land (S.F.):          247,856
Year Built:                1993
Land/Building Ratio:       4.57 to 1
Utilities:                 All Public
Zoning:                    CUB-2
Financing:                 Cash to Seller
Gross Potential Income:    $474,591 - $8.76/SF
Effective Gross Income:    $474,591 - $8.76/SF
Gross Income Multiple:     9.80
EGIM:                      9.80
Net Operating Income:      $450,188 - $8.31/SF
Overall Rate:              9.68%
Verification:              Public Records
Type of Purchaser:         Private Investor
Comments:
This is a neighborhood center with Bi-Lo as the major tenant (42,680 SF). Locals include Blockbuster Video, El Cancun Restaurant, Papa John's Pizza, Baskin Robbins. The rent for Bi-Lo is $8.25 per square foot; local shops range from $10.50 to $13.00 per square foot on a triple net basis.

Comparable Sale No. 4
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


TMS:                       59-231-22,23 pt.
Name:                      Paw Creek Commons
Location:                  East side of Little Rock Road at Freedom Drive
Grantor:                   Paw Creek, LLC
Grantee:                   Paw Creek Crossing Limited Partnership
Deed Reference:            Book 8988, Page 519
Date:                      March 25, 1997
Sales Price:               $5,120,000
Adjusted Sales Price:      $5,384,000
Size building:             66,050
Sales Price per S.F.:      $77.52
Size Land (Acres):         9.82
Size Land (S.F.):          427,759
Year Built:                1996
Land/Building Ratio:       6.48 to 1
Utilities:                 Municipal
Zoning:                    CC, Commercial Center
Financing:                 Cash to Seller
Gross Potential Income:    $568,840
Effective Gross Income:    $552,054
EGIM:                      9.27
Net Operating Income:      $517,412
Overall Rate:              9.61%
Verification:              Public Records
Type of Purchaser:         Private Investor
Comments:
The contract for subject was pre-construction. The sales price has been adjusted to reflect this by using 50 basis points in the capitalization rate (.1011 minus
 .0050 equals .0961). The major tenants are Winn-Dixie and Revco. Blockbuster occupies a store containing 5,500 square feet at $11.20 per square foot. Rents on shops range from $13.00 to $14.00 per square foot. The income from anchor tenants is 79.41 percent of gross income.

ADDENDA

o     Comparables Rental Map
o     Comparables Sales Map
o     Building Layout
o     Rent Roll
o     Photographs of Subject

                              [GRAPHIC OMITTED]


                              Comparable Rental Map

                              [GRAPHIC OMITTED]


                               Improved Sales Map

                              [GRAPHIC OMITTED]


                                    Site Plan

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 15

Property:  WESTERN SQUARE (LAURENS)
           1500 WEST MAIN STREET
           LAURENS, SC 29360-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined
     CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR   Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
LADIES HEALTH QUEST, INC.
LADIES HEALTH QUEST, INC.         608-10   1,500             02/01/97    03/31/00       6.50      4/01/97   9,750.00

                                                                                        0.00                   0.00

                                                                                        7.50      4/01/98  11,250.00
-------------------------------------------------------------------------------------------------------------------------
CLASSIC BOUTIQUE, THE
COLUMBUS M. STEPHENS              608-15   1,500             04/01/96    03/31/99       6.25      07/01/96   9,375.00
-------------------------------------------------------------------------------------------------------------------------
BI-LO #267
BI-L0, INC.                       608-20  30,623             02/23/92    02/22/12       7.25      03/01/92 222,016.80

                                                                                        0.00                     0.00

                                                                                        0.00                     0.00

                                                                                        0.00                     0.00

-------------------------------------------------------------------------------------------------------------------------
HOUSE OF PIZZA
MOHAMMAD H./FAROUG/TEISIR FAR     608-30   2,266             01/01/95    12/31/99       5.25      09/01/90  11,904.00

                                                                                        6.25      01/01/95  14,162.52

                                                                                        6.50      01/01/98  14,729.04
-------------------------------------------------------------------------------------------------------------------------
MOVIE GALLERY
MGA, INC.                         608-40   4,520             02/01/96    03/31/99       6.00      04/01/96  27,120.00

                                                                                        0.00                     0.00
-------------------------------------------------------------------------------------------------------------------------
REVCO #1279
REVCO DISCOUNT DRUG CENTERS,      608-50   8,450             03/01/92    02/28/02       0.00                     0.00

                                                                                        5.25       03/01/92 44,362.56
-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY             REIMBURSEMENTS                        RENEWAL OPTIONS            PERCENT RENT
                                  Tax   Base    Ins    Base    CAM   Base                          per        Pcnt of  Amount   Nat
Tenant Name                      Recov  Year   Recov   Year   Recov  Year     Begin       End     SF/YR  Typ             Over   Brk
-----------------------------------------------------------------------------------------------------------------------------------
LADIES HEALTH QUEST, INC.
LADIES HEALTH QUEST, INC.         Full   0      Full    0      Full   0    04/01/00   03/31/03    8.00        0.00        0

                                                                                                  0.00        0.00        0

                                                                                                  0.00        0.00        0
-----------------------------------------------------------------------------------------------------------------------------------
CLASSIC BOUTIQUE, THE
COLUMBUS M. STEPHENS              Full   0      Full    0      Full   0                           0.00        0.00           0
-----------------------------------------------------------------------------------------------------------------------------------
BI-LO #267
BI-L0, INC.                       Full   0      Full    0      Full   0    02/23/12   02/22/17    0.00        1.00   22,201,700  Y

                                                                           02/23/17   02/22/22    0.00        1.00           0   Y

                                                                           02/23/22   02/22/27    0.00        1.00           0   Y

                                                                           02/23/27   02/22/32    0.00        1.00           0   Y
-----------------------------------------------------------------------------------------------------------------------------------
HOUSE OF PIZZA                    Full   0      Full    0      Full    0                          0.00        5.00      237,930
MOHAMMAD H./FAROUG/TEISIR FAR
                                                                                                  0.00        5.00            0

                                                                                                  0.00        5.00            0
------------------------------------------------------------------------------------------------------------------------------------
MOVIE GALLERY
MGA, INC.                         Full   0      Full    0      Full    0  04/01/99   03/31/02     6.50        0.00            0

                                                                                                  0.00        0.00            0
------------------------------------------------------------------------------------------------------------------------------------
REVCO #1279
REVCO DISCOUNT DRUG CENTERS,      PRS 1980      PRS  1983      Fixed   0  03/01/02   02/28/07     5.50        2.00            0  Y

                                                                          03/01/07   02/28/12     5.75        2.00    2,218,100  Y
------------------------------------------------------------------------------------------------------------------------------------

                               EDENS & AVANT, INC.
                             Retail Custom Rent Roll

Date: 04/08/97                                                          Page 16

Property:  WESTERN SQUARE (LAURENS)
           1500 WEST MAIN STREET
           LAURENS, SC 29360-0000
Column Legends:
     Tenant/Property MISC column: K - Kiosk / P - Perimeter Tenant Renewal Options TYP Column: TBD - To be Determined
     CPI - Consumer Price Index

-------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY INFORMATION                          LEASE TERM                 RENT INFORMATION
                                                                                           per                    Annual
Tenant Name                      Unit #    Sq Feet   Misc      From        To      MTM    SF/YR     Begin      Base Rent
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
J.D. FASHIONS
CHONG O. CHO                      608-60  7,275              12/01/95   03/31/00         3.44       04/01/96  24,999.96

                                                                                         0.00                      0.00
-------------------------------------------------------------------------------------------------------------------------
CATO #199                         608-70  7,200              11/01/93   01/31/99         0.00                      0.00

                                                                                         3.00       05/01/94  21,600.00

                                                                                         0.00                      0.00

                                                                                         0.00                      0.00

                                                                                         6.50       05/01/95  46,800.00
-------------------------------------------------------------------------------------------------------------------------
DOLLAR GENERAL #2964
DOLGENCORP, INC.                  608-80  7,500              10/01/96   09/30/97         2.40       11/01/93  18,000.00
------------------------------------------------------------------------------------------------------------------------------------
Available                         608-90  3,330                                          0.00                      0.00
------------------------------------------------------------------------------------------------------------------------------------
Available                         608-100 4,050                                          0.00                      0.00
------------------------------------------------------------------------------------------------------------------------------------
SPARKY'S LAUNDROMAT
JOYCE W/ CHARLES B. WATTS D/B     608-110 2,550              10/01/93   09/30/98         0.00                      0.00

                                                                                         4.71       11/01/88  12,000.00

                                                                                         5.18       10/01/93  13,200.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             TENANT AND PROPERTY             REIMBURSEMENTS                        RENEWAL OPTIONS            PERCENT RENT
                                  Tax   Base    Ins    Base    CAM   Base                          per        Pcnt of  Amount   Nat
Tenant Name                      Recov  Year   Recov   Year   Recov  Year     Begin       End     SF/YR  Typ             Over   Brk
------------------------------------------------------------------------------------------------------------------------------------
J.D. FASHIONS
CHONG O. CHO                      Full   0      Full    0      Full    0   04/01/00   03/31/03    0.00        6.00     416,700   Y

                                                                                                  0.00        6.00           0   Y
-----------------------------------------------------------------------------------------------------------------------------------
CATO #199                         Full   0      Full    0      Full    0   02/01/99   01/31/04    7.00        4.00   1,170,000

                                                                           02/01/04   01/31/09    7.50        4.00   1,260,000

                                                                           02/01/09   01/31/14    8.00        4.00   1,350,000

                                                                           02/01/14   01/31/19    8.50        4.00   1,440,000

                                                                                                  0.00        4.00   1,530,000
-----------------------------------------------------------------------------------------------------------------------------------
DOLLAR GENERAL #2964
DOLGENCORP, INC.                 PRS 1993      PRS  1993      Full     0                         0.00        3.00     600,000


-----------------------------------------------------------------------------------------------------------------------------------
Available                                0              0               0                         0.00        0.00          0
-----------------------------------------------------------------------------------------------------------------------------------
Available                                0              0               0                         0.00        0.00          0
------------------------------------------------------------------------------------------------------------------------------------
SPARKY'S LAUNDROMAT
JOYCE W/ CHARLES B. WATTS D/B     PRS 1987      PRS  1987      Full     0  10/01/98   09/30/03    0.00        5.00     200,000

                                                                                                  0.00        5.00           0

                                                                                                  0.00        5.00           0

------------------------------------------------------------------------------------------------------------------------------------
            Square Feet:      Occupied.   73,384           Current Annual Base Rent      429,786.84
                              Available    7,380
                              Total....   80,764

PHOTOGRAPHS OF SUBJECT PROPERTY


                               [GRAPHIC OMITTED]


Subject Property - Looking North


                               [GRAPHIC OMITTED]


Subject Property - Looking East

                               [GRAPHIC OMITTED]


Subject Property - Looking Northeast


                               [GRAPHIC OMITTED]


Subject Property - Looking Northeast

                              [GRAPHIC OMITTED]


Rear of Subject - Looking West


                               [GRAPHIC OMITTED]


West Main Street - Looking East

                              [GRAPHIC OMITTED]


West Main Street - Looking West

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                                    APPRAISAL



                                       OF



                      KEYSTONE AT THE CROSSING FASHION MALL
                              INDIANAPOLIS, INDIANA



                                      AS OF
                                 MARCH 18, 1997



                                  PREPARED FOR



                      MORGAN STANLEY MORTGAGE CAPITAL, INC.
                            1585 BROADWAY, 37TH FLOOR
                               NEW YORK, NY 10036



                                   PREPARED BY



                            LANDAUER ASSOCIATES, INC.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103

                [LETTERHEAD OF LANDAUER REAL ESTATE COUNSELORS]

April 15, 1997


Mr. Shirish Godbole
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway, 37th Floor
New York, NY 10036

Re:  Keystone at the Crossing Fashion Mall
     Indianapolis, Indiana

Dear Mr. Godbole:

As directed, we have made an appraisal of the above-captioned property. The subject property is a regional shopping center which contains about 682,912 square feet situated on 48.155 acres. The entire mall area is under a ground lease which terminates on October 31, 2067. The improvements were first completed in 1973 but were expanded over a period of time to 1992. Owned square footage includes: 249,721 square feet in two anchor department stores, 349,222 square feet of enclosed mall area, seven outlot ground leases with six restaurants containing 54,829 square feet and a strip center containing 29,140 square feet. The two mall anchors include: Jacobson's Department Store (119,555 square feet) and Parisian Department Store (129,721 square feet).

The purpose of this self-contained appraisal report is to estimate the Market Value of the Leasehold Interest in the real property described herein, subject to the existing leases and encumbrances, and the general and specific assumptions and limiting conditions as discussed in the attached report.

The estimate of Market Value is made as of March 18, 1997. It is assumed that physical and economic conditions affecting the property at the valuation date are the same as those existing at the date of our inspection. John P. Baker personally inspected the subject property on March 18, 1997. James C. Kafes, Kevin D. Gray, and Paul F. Engel did not inspect the property.

The attached report includes our analysis of the property and market information, and a detailed explanation of the appraisal procedures used for valuation. This report has been made in conformity with the requirements of the Code of Professional Ethics of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation. This appraisal report was also prepared in accordance with the appraisal policies and guidelines set forth by Morgan Stanley Mortgage Capital, Inc. A Summary of Salient Facts and Conclusions is presented on page 1 followed by the Certification and Assumptions and Limiting Conditions that may limit or qualify the value estimates presented herein.

LANDAUER
REAL ESTATE COUNSELORS


Morgan Stanley Mortgage Capital, Inc.
April 15, 1997
Page Two


Based upon our analysis, we estimate the Market Value of the Leasehold Estate in Keystone at the Crossing Fashion Mall, assuming a marketing period of 9 to 12 months, subject to the existing leases and the assumptions and limiting conditions contained in this report, as of March 18, 1997, to be:

                       ONE HUNDRED SIXTEEN MILLION DOLLARS
                                  $116,000,000

A summary of our analyses, opinions, and conclusions is contained in the following report, of which this letter is a part. Thank you for the opportunity to be of service.

Respectfully submitted,

LANDAUER ASSOCIATES, INC.


/s/ James C. Kafes                                    /s/ Kevin D. Gray

James C. Kafes, MAI, CRE                              Kevin D. Gray, CRE
Executive Managing Director                           Managing Director


/s/ Paul F. Engel                                     /s/ John P. Baker

Paul F. Engel                                         John P. Baker, MAI
Managing Director                                     Director
Certified Indiana Appraiser License #CG69201411


JCK/JIW/KDG/JPB:mjk
LAI File No. C-141-971/7141

LANDAUER
REAL ESTATE COUNSELORS

                                TABLE OF CONTENTS

                                                                            Page

Summary of Salient Facts and Conclusions.....................................1

Assumptions and Limiting Conditions..........................................3

Certification................................................................8

Nature of the Appraisal......................................................9
    Identification of the Property and Interest Appraised....................9
    Purpose, Function and Date of Appraisal.................................10
    Scope of the Appraisal..................................................11
    History of Property.....................................................11
    Estimated Marketing Period..............................................15

Indianapolis Area Analysis..................................................17
    Population..............................................................18
    Households..............................................................18
    Income..................................................................19
    Retail Sales............................................................20
    Employment..............................................................21
    Unemployment............................................................23
    Housing Starts..........................................................23
    Transportation..........................................................24
    Conclusion..............................................................25

Neighborhood Analysis.......................................................27

Retail Market Overview......................................................29
    Overview................................................................29
    Trade Area Delineation..................................................30
    Demographic and Economic Data...........................................31
    Demographics, Household Income, Disposable Income.......................31
    Expenditure Potential...................................................32
    Indianapolis Retail Sales...............................................33
    Competing Mall Sales....................................................33
    Mall Store Sales........................................................34
    Anchor Store Sales......................................................35
    Conclusion..............................................................35
    Competitive Retail Analysis.............................................36
    Conclusion..............................................................39

LANDAUER
REAL ESTATE COUNSELORS

                                TABLE OF CONTENTS
                                    (Cont'd)

                                                                            Page

Property Description........................................................40
    Site Analysis...........................................................40
    Zoning..................................................................41

    Real Estate Taxes.......................................................41
    Improvements............................................................41

Highest and Best Use........................................................46
    As If Vacant............................................................46
    As Improved.............................................................46

Valuation Methodology.......................................................47

Cost Approach...............................................................49

Sales Comparison Approach...................................................50
    Elements of Comparison..................................................52
    Applicability of Adjustments............................................54
    Analysis and Interpretation of Data.....................................54
    Direct Comparison Method................................................55
    Sale/Price Ratio Method.................................................55

Income Approach.............................................................57
    Discounted Cash Flow ("DCF") Analysis Assumptions.......................57
    Revenue.................................................................62
    Expenses................................................................65
    Occupancy Costs.........................................................68
    Capital Items...........................................................68
    Cash Flow...............................................................71
    Discounted Cash Flow Analysis...........................................72
    Rate Selection..........................................................73
    Valuation by Discounted Cash Flow Analysis..............................75
    Market Value Analysis as of March 18, 1997..............................76

LANDAUER
REAL ESTATE COUNSELORS

                                TABLE OF CONTENTS
                                    (Cont'd)

                                                                            Page

Correlation and Conclusion .................................................78

                                     ADDENDA

                                Legal Description
                         Photographs of Subject Property
                              Ground Lease Summary
                                  Leasing Plan
                                Real Estate Taxes
                                  Rental Rates
                                  Retail Sales
                                 Occupancy Costs
                             Lease Abstract Reports
                           Professional Qualifications

LANDAUER                                                                      1
REAL ESTATE COUNSELORS


SUMMARY OF SALIENT FACTS AND CONCLUSIONS

Property Identification:      Keystone at the Crossing Fashion Mall
                              Indianapolis, Indiana

Location:                     Northeast quadrant of Keystone Avenue and 86th
                              Street, Indianapolis, Indiana.

Improvements/Site:            The subject property is a modern enclosed regional
                              mall with two anchor department stores. The original construction was in 1973, and was expanded at various times to 1992. The entire site is on a ground lease that extends into 2067. The improvements consist of a 682,912 square foot regional shopping center situated on a site of approximately 48.155-acres. Fashion Mall Drive separates the mall into two parcels with Jacobson's on the east and Parisian on the west.
                              The eastern parcel has been named Guinevere after the name of the ownership entity. Included with the Guinevere parcel are Jacobson's, enclosed mall shops, four outlot restaurants and a strip center which is located south of 86th Street. The western parcel has been named Galahad and includes
                              Parisian, enclosed mall shops and two outlot restaurants and an outlot bank facility. In total, the improvements include the two anchors (249,721 square feet), enclosed mall shops (349,222 square feet), strip center (29,140 square feet) and seven outlots (35,829 square feet). Jacobson's
                              Department Store contains 120,000 square feet and Parisian contains 129,721 square feet.
                              Additionally, two multi-level parking structures are connected to the Fashion Mall.

Zoning:                       C-4, Community-Regional Commercial District

Occupancy:                    The Fashion Mall enclosed shops are 87.2 percent
                              leased and occupied with permanent enclosed mall tenants (excludes the anchor stores, strip center and outlots). The strip center has two vacancies and an occupancy of 91.2 percent.

Highest and Best Use:         Present Use; Regional Mall

LANDAUER                                                                      2
REAL ESTATE COUNSELORS


Interest Appraised:           Leasehold Interest, subject to the existing and
                              pending tenant leases and assumptions and limiting conditions stated herein.

Date of Valuation:            March 18, 1997

Date of Inspection:           March 18, 1997

Market Value Indications
  Cost Approach:              Not Applicable
  Sales Comparison Approach:  $105,000,000 to $123,000,000
  Income Approach:            $116,000,000

Final Value Conclusion:       $116,000,000

LANDAUER                                                                      3
REAL ESTATE COUNSELORS


ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal report has been made with the following general assumptions:

o Title to the property is assumed to be good and marketable unless otherwise stated. No responsibility is assumed for the legal description or any legal matter. The property is considered to be under responsible ownership, management, subject to responsible leasing efforts, and free of all liens and encumbrances except as specifically discussed herein.

o The definition of value, together with other definitions and assumptions on which our analyses are based are set forth in appropriate sections of this report and are to be part of these General Assumptions as if included here in their entirety.

o The information furnished to the appraisers by the client and others, as contained in this report, is considered to be from reliable sources and, where feasible, has been verified; however, no responsibility is assumed for the accuracy of the information. The appraisers reserve the right to modify the value conclusion should the accuracy of that information change subsequent to delivery of this report.

o     All engineering is assumed to be correct.

o It is assumed that there are no hidden or unapparent conditions in the property, soil, subsoil, or structures which would render the property more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering which would be required to discover them. All materials used in the structures on the appraised property are assumed to be free of asbestos, toxic materials, or any other potential health risks unless otherwise so stated and identified herein. No opinion is expressed on structural or mechanical conditions.

o Landauer has reviewed and relied upon the tenant leases or abstracts provided by the client.

LANDAUER                                                                      4
REAL ESTATE COUNSELORS


o It is assumed that there is full compliance with all applicable federal, state and local environmental regulations and laws, that all applicable zoning and use regulations and restrictions have been complied with, unless a non-conformity has been stated, defined and considered in the appraisal report.

o It is assumed that all required licenses, certificates of occupancy, legislative or administrative consents from any local or national governmental or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

o It is assumed that the utilization of the land and/or improvements is within the boundaries or property lines of the property described herein and that there is no encroachment or trespass unless noted within the report.

The appraisal report has been made with, and is subject to, the following general limiting conditions:

o The appraisers herein, by reason of this appraisal report, are not required to give further consultation, testimony or to be in attendance in court or at any governmental or other hearing with reference to the property without prior arrangements having been made relative to such additional employment.

o The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

o Use and disclosure of the contents of this report is governed by the bylaws and regulations of the Appraisal Institute.

LANDAUER                                                                      5
REAL ESTATE COUNSELORS


o The client may show the reports in their entirety to interested parties outside its organization. Furthermore, the client may reference Landauer as its appraiser of record and the limited reports in their entirety only in any registration statement, prospectus, proxy materials, other offering materials or other communication (whether oral or written) distributed to third parties, subject to Landauer's prior written consent to any such reference. It is the understanding of Landauer that among the uses of the reports will be the disclosure of their contents in offering materials for the sale of securities and in various filings pursuant to state and federal securities laws.

o This appraisal report is based upon and supported by available factual economic and market data and our interpretation of market conditions as of the date of the appraisal. Though we believe that our assumptions and forecasts are well supported, we cannot be held responsible for events which may alter market and property conditions between the date of inspection and the effective date of the opinion of value.

o The information furnished to the appraisers by the client and others, as contained in this report, is considered to be from reliable sources; however, no responsibility is assumed for its accuracy. The appraisers reserve the right to modify the value conclusion should the accuracy of that information change subsequent to delivery of this appraisal report.

o The Americans with Disabilities Act ("ADA") became effective January 26, 1992. Landauer has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

LANDAUER                                                                      6
REAL ESTATE COUNSELORS


The appraisal report has been made with, and is subject to, the following specific limiting conditions.


o We have relied upon information supplied by the property manager and the owner. Additional details including landlord's tenant finish contribution, environmental reports, and some lease amendments were not provided.

o A legal description and ground lease summary were provided for the appraisal. A survey was provided, which identifies the site area as 48.155 acres. The ground lease summary cites 47.394 acres. The difference between the two areas is 0.761 acres or 1.6 percent of the total area identified in the survey. For the appraisal, we have assumed the site area contains
      48.155 acres as shown in the survey. The survey was quite large and if reduced to a size to be included in the appraisal, it would be unreadable. For this reason, it is not included in the appraisal but is retained in our files. The legal descriptions for the subject are included in the Addenda.

o We have used a rent roll, leases and verbal confirmation of occupancy and tenant retention as the basis for our estimate of potential gross income.

o In concluding operating expenses, we have relied upon 1995 actual, 1996 year end projections and the 1997 operating budget.

o From the information provided, there appears to be one expense recovery method based on the tenant's pro rata share of gross leasable area (GLA) which is used to calculate tenant recoveries. In the appraisal, the basic recovery method is applied for the enclosed mall tenants and plaza tenants. Special recovery methods as stated in the leases were applied to the anchor and outlot tenants and some specific mall tenants.

LANDAUER                                                                      7
REAL ESTATE COUNSELORS


o It is assumed that the anchor tenants will not vacate during the analysis period.

o Special Limiting Conditions are also stated in various portions of the Self-Contained Appraisal Report and are to be carefully noted in accepting the limited restricted appraisal report.

LANDAUER                                                                      8
REAL ESTATE COUNSELORS


CERTIFICATION

The undersigned certify to the best of their knowledge and belief that:

The statements of fact contained in this appraisal report and upon which the analyses, opinions and conclusions expressed herein are based are true and correct. This report is made subject to the Assumptions and Limiting Conditions set forth on the following pages which set forth all of the limiting conditions (imposed by the terms of the assignment or by the appraisers) affecting the analyses, opinions and conclusions contained in this report.

Employment and compensation for making this appraisal are not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the attainment of a stipulated result, or the occurrence of a subsequent event. We have no direct or indirect current or prospective personal interest or bias in the subject matter of this appraisal report or to the parties involved. The appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

This report has been performed in accordance with the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation adopted by the Appraisal Institute, and the Code of Professional Ethics of the Appraisal Institute. The use of this report is subject to the requirements of the Appraisal Institute relating to review by their duly authorized representatives. As of the date of this report, James C. Kafes and John P. Baker have completed the requirements of the continuing education program of the Appraisal Institute. No one other than the undersigned prepared the analyses, opinion and conclusions concerning real estate that are set forth in this report. John P. Baker inspected the property on march 18, 1997. James C. Kafes, Kevin D. Gray and Paul F. Engel did not inspect the property.


/s/ James C. Kafes                                 /s/ Kevin D. Gray

James C. Kafes, MAI, CRE                           Kevin D. Gray, CRE
Executive Managing Director                        Managing Director


/s/ Paul F. Engel                                  /s/ John P. Baker

Paul F. Engel                                      John P. Baker, MAI
Managing Director                                  Director
Certified Indiana Appraiser License #CG69201411

LANDAUER                                                                      9
REAL ESTATE COUNSELORS


NATURE OF THE APPRAISAL

IDENTIFICATION OF THE PROPERTY AND INTEREST APPRAISED

The subject of the appraisal is the Keystone at the Crossing Fashion Mall which is a modern enclosed regional mall with two anchor department stores. The subject is located at the northeast quadrant of Keystone Avenue and 86th Street in, Indianapolis, Marion County, Indiana. The improvements consist of a 682,912 square foot regional shopping center situated on a site of approximately 48.155-acres. Fashion Mall Drive separates the mall into two parcels with Jacobson's on the east and Parisian on the west. The eastern parcel has been named Guinevere after the name of the ownership entity. Included with the Guinevere parcel are Jacobson's, enclosed mall shops, four outlot restaurants and a strip center which is located south of 86th Street. The western parcel has been named Galahad and includes Parisian, enclosed mall shops and two outlot restaurants and an outlot bank facility.

The Fashion Mall consists of 249,721 square feet in two anchors, 349,222 square feet of owned mall improvements, a 29,160 square foot strip center and seven outlots containing a total of 54,829 square feet. The two attached anchors are Jacobson's Department Store (120,000 square feet) and Parisian Department Store (129,721 square feet). The mall is situated on a 48.155-acre site which is under a ground lease through October 31, 2067. On-site asphalt surface parking is available with 2,157 surface spaces and 990 spaces are available in two attached parking garages. The property is in excellent condition with no deferred maintenance observed.

A copy of the legal description is included in the Addenda.

LANDAUER                                                                     10
REAL ESTATE COUNSELORS


The property rights appraised in this report consist of the Leasehold Estate. Leasehold Estate, as defined by the Appraisal Institute Dictionary of Real Estate Appraisal, Third Edition, page 204, is:

     The interest held by the lessee (tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.

PURPOSE, FUNCTION AND DATE OF APPRAISAL

The purpose of the appraisal is to estimate the Market Value of the Leasehold Estate as of March 18, 1997. The function of the appraisal is to assist Morgan Stanley Mortgage Capital, Inc. with loan underwriting.

The Uniform Standards of Professional Appraisal Practice defines Market Value as:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     -  Buyer and seller are typically motivated.

     - Both parties are well informed or well advised, and acting in what they consider their own best interests.

     - A reasonable time is allowed for exposure in the open market.

     - Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto.

     - The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

LANDAUER                                                                      11
REAL ESTATE COUNSELORS


SCOPE OF THE APPRAISAL

The scope of this complete appraisal involved the systematic research and analysis necessary to reach a market value conclusion for the subject.

The initial step was to inspect the property, the general market area and the neighborhood. After investigating the area regarding economic, political, social and physical factors, research was conducted relevant to the valuation process, including gathering land sales, financial information, data concerning competitive shopping center properties and comparable improved sales, and other information pertinent to the valuation. This information was reviewed, confirmed and analyzed through the use of the Sales Comparison and Income Approaches to value. These approaches are detailed in the appropriate sections of the report. The Cost Approach is not considered to provide a meaningful value indication and is excluded from the analysis as agreed upon by the client.

Lastly, a final value estimate was concluded based on the above analyses, which, in turn, were influenced by the most reliable and appropriate data. This narrative report is the result of our findings and analyses.

HISTORY OF PROPERTY

The Keystone at the Crossing Fashion Mall is owned by two entities: Galahad and Guinevere. The ownership entity called Galahad was a joint venture that was formed in 1984 to develop the western part of the mall. The joint venture partners included: Galahad, Duke Realty and Prudential Insurance Company. The Fashion Mall Expansion Joint Venture was formed in 1988 to develop the eastern part of the mall and the named joint venture partners were Guinevere (Galahad as owner) and Duke Realty. In June 1989, Galahad bought out all of the other partners (Duke and Prudential) in both Galahad and Fashion Mall Expansion Joint Venture but for tax reasons retained Galahad as the named owner of the west part of the mall and Guinevere as the named owner of the eastern part of the mall. The Duane Real Estate Corporation has Galahad as the principal owner but was originally formed by Galahad and

LANDAUER                                                                     12
REAL ESTATE COUNSELORS


Parisian Department Store to develop the parking structure located north of the Galahad parcel. Based on the information we were able to discover, the subject property has been in the continuous ownership of the named entities for more than four years.

About three years ago the subject property was placed on the market for sale. It was reported that negotiations for the sale of the subject to a potential purchaser failed after a price had been agreed upon. However, the details of the negotiations and the negotiated sale price were not revealed to the appraisers. After these negotiations failed the subject was taken off the market, and it is reported that the subject is no longer for sale.

The subject property is situated on seven separate ground leases which were summarized by the landlord in a document which is found in the Addenda. The document identifies eight separate parcels of which seven are included in the appraisal assignment. We have not reviewed each ground lease document but have relied upon the details provided in the summary, with additional data and facts obtained during phone conversations with the landlord. The map on the facing page shows the location of the various ground leased parcels. The following is a summary of the Ground Leases.

1)  Parking Garage Site - 2.476 acres
   ----------------------------------

This site is located north of the Parisian Department store in the Galahad area of the mall. WRC Properties (Teachers Insurance and Annuity Association) leased the site to Duane Real Estate Corporation (lessee) on March 31, 1993. The primary lease term is for 24 years, expiring on December 31, 2017 which has a base rental of $1.00 per year. Duane Real Estate has ten 5-year renewal options for which the rental is to be established as 7.5 percent of the land value, adjusted every five years. The lessee is responsible for all real estate taxes, garage taxes and operating expenses. Duane Real Estate does not have a right to purchase the property.

2)  Fashion Mall Sites I & II - 15.883 acres
   -----------------------------------------

These sites are the enclosed mall and Parisian department store parcels of Galahad located west of Fashion Mall Drive. George F. Kerr, et al, (original land owner) leased the sites to Galahad Real

LANDAUER                                                                      13
REAL ESTATE COUNSELORS


Estate Corporation (lessee) on December 20, 1984, as amended. The primary lease term is for 85 years, expiring on October 31, 2067. The minimum base rental is $36,020.04 per year. However, the total rent will be the greater of the minimum base rent or (and) 5.0 percent of the base and percentage sublease rent (from tenants). The lessee is responsible for all real estate taxes and operating expenses. The lessee has the option to purchase the site for $200,000 per acre multiplied by the dividend of the July 2014 Consumer Price Index (CPI) divided by the July 1984 CPI.

3)  Rosa Corona Parcel - 2.114 acres
    --------------------------------

This is the Keystone Grill site located in Galahad. George F. Kerr, et al, (original land owner) leased the site to Galahad Real Estate Corporation (lessee) on December 20, 1984, as amended. The primary lease term is for 85 years, expiring on October 31, 2067. The minimum base rental is $4,227.96 per year. However, the total rent will be the greater of the minimum base rent or
(and) 5.0 percent of the base and percentage sublease rent (from tenants). The lessee is responsible for all real estate taxes and operating expenses. The lessee has the option to purchase the site for $200,000 per acre multiplied by the dividend of the July 2014 Consumer Price Index (CPI) divided by the July 1984 CPI.

4) Cork and Cleaver Parcel - 1.068 acres
   -------------------------------------

This is the location of Sullivan's Restaurant located in Galahad. George F. Kerr, et al, (original land owner) leased the site to Galahad Real Estate Corporation (lessee) on December 20, 1984, as amended. The primary lease term is for 85 years, expiring on October 31, 2067. The minimum base rental is $2,136.00 per year, but the total rent will be the greater of the minimum base rent or
(and) 5.0 percent of the base and percentage sublease rent (from tenants). The lessee is responsible for all real estate taxes and operating expenses. The lessee has the option to purchase the site for $200,000 per acre multiplied by the dividend of the July 2014 Consumer Price Index (CPI) divided by the July 1984 CPI.

5) INB Branch Parcels - 1.501 acres
   --------------------------------

This is the current location of NBD Bank and a small parking lot in Galahad. George F. Kerr, et al, (original land owner) leased the sites to Galahad Real Estate Corporation (lessee) on December 20,

LANDAUER                                                                      14
REAL ESTATE COUNSELORS


1984, as amended. The primary lease term is for 85 years, expiring on October 31, 2067. The minimum base rental is $2,721.96 per year, but the total rent will be the greater of the minimum base rent or (and) 5.0 percent of the base and percentage sublease rent (from tenants). The lessee is responsible for all real estate taxes and operating expenses. The lessee has the option to purchase the sites for $200,000 per acre multiplied by the dividend of the July 2014 Consumer Price Index (CPI) divided by the July 1984 CPI.

6) North River Road Office Building - 5.424 acres
   ----------------------------------------------

This parcel is not part of the appraisal.

7) Teachers Tract Lease Parcels - 22.844 acres
   -------------------------------------------

Seven leased parcels comprised the Guinevere portion of the enclosed mall including the Jacobson's Department Store site. George F. Kerr, et al, (original land owner) leased the sites to Keystone Crossing Joint Venture as assigned to Guinevere Real Estate Corporation (lessee) on December 15, 1988, as amended. The primary lease term is for 85 years, expiring on October 31, 2067. The minimum base rental is $47,880.00 per year; however, the total rent will be the greater of the minimum base rent or (and) 5.0 percent of the base and percentage sublease rent (from tenants). The lessee is responsible for all real estate taxes and operating expenses. The lessee has the option to purchase the site for $500,000 per acre multiplied by the dividend of the July 2017 Consumer Price Index (CPI) divided by the July 1987 CPI.

8) Sign and Roadway Parcel Tract - 1.508 acres
   -------------------------------------------

This site is also part of the Guinevere portion of the Fashion Mall. George F. Kerr, et al, (original land owner) leased the site to Keystone Crossing Joint Venture as assigned to Guinevere Real Estate Corporation (lessee) on December 15, 1988, as amended. The primary lease term is for 85 years, expiring on October 31, 2067. Only minimum base rental of $3,076.08 per year is paid on this parcel. The lessee is responsible for all real estate taxes and operating expenses. The lessee has the option to purchase the site for $500,000 per acre multiplied by the dividend of the July 2017 Consumer Price Index (CPI) divided by the July 1987 CPI.

LANDAUER                                                                      15
REAL ESTATE COUNSELORS


Ground Lease Summary - 47.394 acres
-----------------------------------

The seven ground leased parcels comprise a total of 47.394 acres. The rental from Lease No. 1 at $1.00 per year has no material effect on the value of the subject. Leases Nos. 2, 3, 4, 5 and 7 have a rental rate which is based on 5.0 percent of sublease (tenant) base rent and percentage rent. Lease No. 8 has a rental based on 5.0 percent of base rent only. The computer model used in this analysis permitted the appraisers to estimate the ground rent payment based on
5.0 percent of base rent and percentage rent. However, to compensate for the slightly different lease structure of Lease No. 7, we have applied 4.8 percent to the percentage rent component of the ground lease calculation. The 4.8 percent amount was determined as follows. Lease No. 7 represents about 3.2 percent of the total land area included in the appraisal assignment (1.508 ac./
47.394 ac. = 3.2 percent). As the percentage rent component of ground rent is
5.0 percent, it stands to reason that the component should be reduced by 3.2 percent [5.0% percent X (100.0% - 3.2%) = 4.8%].

ESTIMATED MARKETING PERIOD

The current market for regional shopping malls is such that supply exceeds demand. Currently, there are more properties available for sale than there are interested buyers. The lack of investor interest for Class A and marginal properties in this category have resulted in a general lowering of prices. The top tier properties, those well leased malls that dominate a prime trade area, are still highly coveted assets though the general rise in yield rates demanded by buyers has caused some reluctance on the part of sellers. The recent availability of capital has opened the market somewhat, however, some of this available capital is being used to renovate or expand existing centers in order to better compete in a very competitive market for retail sales. In real estate, the regional mall category maintains a reasonable amount of liquidity, based on the all-cash investment philosophy of most institutional investors. The Korpacz Real Estate Investor Survey - 1st Quarter 1997 identifies the average marketing time for regional malls to be about 10.11 months, up from 9.94 months one year ago.

The subject property is considered to appeal to a national or international investment community and a typical buyer would probably be an institutional-type investor. The subject is well located and has

LANDAUER                                                                      16
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some expansion potential. The subject is the dominant mall in the community and the competition is average which strengthens the subject property's potential market share. Fashion Mall has two anchors but has a partial 2nd floor level that is difficult to lease. The subject has name recognition in the marketplace and is an identifiable place to shop. The subject is well-located directly near I-465 and Keystone Avenue and is easily accessible. Well-located malls are considered in demand, as a result, we are of the opinion that the subject property has an estimated marketing period of 9 to 12 months.

LANDAUER                                                                      17
REAL ESTATE COUNSELORS


INDIANAPOLIS AREA ANALYSIS

The subject property is located in the north central section of the Indianapolis metropolitan area in Washington Township, Marion County, Indiana as shown on the facing page. Indianapolis is located in Marion County near the geographic center of Indiana and is the state capital, the county seat, and the state's largest city.

The Consolidated City of Indianapolis was created in 1970 and encompasses 373 of the 392 square miles, or 95 percent, of Marion County. The separate cities of Beech Grove, Lawrence, Southport, and the Town of Speedway together occupy the county's remaining 19 square miles.

The City and county are operated under a unified governmental system known as UNIGOV. Headed by an elected mayor and 29 city/county council members, this progressive UNIGOV system is credited with streamlining the delivery of municipal services, encouraging economic growth by broadening the tax base, simplifying business access to government, and fostering an atmosphere of business/government cooperation.

Indianapolis is the financial and service center of Indiana and is a major regional trade and distribution center. The city has historically been a center of heavy manufacturing businesses with concentrations in aircraft and automotive parts, machinery, and chemicals fields. The economic outlook for Indianapolis benefits from expected enhancement of the city's role as a distribution center and a positive outlook on the employment for transportation, finance, and insurance industries. Indianapolis is known as an important center of the biotechnology and pharmaceuticals industries, and the area is poised to benefit from the expected long-term growth of this sector. Economic and demographic data are shown on the chart on the following facing page based on the Indianapolis PMSA. The PMSA is comprised of Marion County and the seven surrounding counties of Boone, Hamilton, Hancock, Shelby, Johnson, Hendricks, and Morgan, plus adjoining Madison County which contains the City of Anderson. The nine-county area is organized as MAGIC (Metropolitan Association of Greater Indianapolis Commuters), a well-organized promotion group.

LANDAUER                                                                      18
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POPULATION

According to 1995 population estimates from Sales & Marketing Management, Indianapolis is the 35th largest metropolitan area in the country. The 1990 Census recorded 1,380,491 persons residing in the nine county metro area, which is estimated to have increased to 1,495,570 in 1996. The population in the metro area has been increasing at an annual compound rate of approximately 0.6 percent since 1980 and 1.3 percent since 1990. Urban Decision Systems (UDS) projections to 2001 forecast the population to increase to approximately 1,579,772, a total increase of 5.6 percent over 1996.

Among midwestern cities, Indianapolis is one of the fastest growing. The MSA's population increase of 5.7 percent during the 1980s compares favorably with such cities as Cleveland, Cincinnati, St. Louis, or Detroit. Columbus, Ohio, a city similar to Indianapolis in many respects, registered a population increase of nearly 11.0 percent during the 1980s.

HOUSEHOLDS

Since 1980, the growth in the number of households in the Indianapolis MSA has increased more rapidly than in the nation as a whole. Typical of most areas of the country, household growth has generally outpaced population growth due to the increased number of young people living alone, the increased number of single parent households, and an increased number of elderly persons choosing to maintain their own households. The above trends have resulted in slight declines in the average household size, which despite only moderate increases in population, has lead to greater increases in household formation and the number of housing units developed. The average household size for the Indianapolis area declined from 2.73 in 1980 to 2.55 in 1996 and is expected to stabilize through the year 2001.

Although experiencing similar trends in the relationship between population growth and household formation, the Indianapolis MSA has experienced greater relative growth in households than the country as a whole, and is projected to continue outpacing the nation through 2001.

LANDAUER                                                                      19
REAL ESTATE COUNSELORS


INCOME

Average household income growth from 1990 to 1996, at 2.6 percent per year, was slightly lower than the national income growth rate of 2.5 percent per year. Average household income is estimated to increase at a rate of 3.8 percent per year from 1996 to 2001, similar to the projected national growth rate of 3.8 percent. The Indianapolis MSA currently has average household income levels similar to the nation as a whole. Between 1996 and 2001, however, average household income levels in Indianapolis are projected to have moved from a level of 0.36 percent higher than the national average to 0.55 percent higher.

                                Indianapolis PMSA
                          Household Income Distribution

                             1990 Census     1996 Estimate  2001 Projection
                             -----------     -------------  ---------------
                                     % of             % of             % of
HOUSEHOLDS:                 529,614  Total   587,415  Total  621,980  Total
                            -------  -----   -------  -----  -------  -----
By Income
Less Than $10,000            66,093   12.5    61,022   10.4   46,464    7.5
$10,000 - $19,999            92,417   17.4    87,157   14.8   78,922   12.7
$20,000 - $29,999            92,911   17.5    89,743   15.3   78,718   12.7
$30,000 - $39,999            82,166   15.5    90,806   15.5   77,222   12.4
$40,000 - $49,999            64,428   12.2    63,231   10.8   77,947   12.5
$50,000 - $74,999            86,922   16.4   118,006   21.2  136,458   21.9
$75,000 - $99,999            25,829    4.9    42,079    7.2   61,194    9.8
$100,000 - $124,999           8,490    1.6    18,091    3.1   34,267    5.5
$125,000 and over            10,542    2.0    16,480    2.8   30,788    4.9

Median Household Income     $31,370          $36,161         $43,806
Average Household Income     38,544          $44,840         $54,140

Source:  Urban Decision Systems


A review of income categories reveals that the largest concentration of Indianapolis households (21.2 percent) have current income levels in the $50,000 to $74,999 range. Households in this income bracket are expected to increase, reaching 21.9 percent by 2001.

LANDAUER                                                                      20
REAL ESTATE COUNSELORS


RETAIL SALES

According to Sales and Marketing Management, retail sales in the Indianapolis metropolitan area totaled $15.3 billion in 1995. Continued growth is anticipated in most retail sectors. Total retail sales are projected to grow to $19.6 billion by 2000, an annual increase of 5.2 percent.

The International Council of Shopping Centers ("ICSC") tracks general merchandise sales volume for all GAFO type retailers in 494 of the nation's largest regional malls. Below is a chart depicting general merchandise sales volume for GAFO for August 1996 and year-to-date 1996 for the Midwest, the East North Central Region and the United States.

                         General GAFO Merchandise Sales
                               Through August 1996
                               (Sales Per Sq. Ft.)

                                                     Y-T-D    % Chg.
                                            August   August    YTD
                  Regions           1995     1996     1996    Sales
                  -------           ----     ----     ----    -----
                  East North

                  Central           $263      $21     $151     +3.%

                  Midwest Region    $259      $22     $150     +4.%

                  Nation            $268      $22     $161     +4.%

                  Source:  ICSC, October 1996 Merchandise Index

The sales figures shown above illustrate that in terms of percentage change, the Indianapolis metro area and encompassing regions outperformed the nation as a whole. The sales level in the Midwest and region has somewhat lagged the national average during 1995 and year-to-date 1996, but the Midwest slightly outperformed the nation thus far in 1996 in rate of growth.

Indianapolis should continue to remain an attractive area for future growth. The area has a diverse economic base that has become less vulnerable to national cyclical trends, an expanding population, and a well-regarded "quality of life" with a relatively low cost-of-living. A progressive and efficient

LANDAUER                                                                      21
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local government has helped Indianapolis avoid much of the urban ills experienced by other midwestern cities.

EMPLOYMENT

Indianapolis' MSA employment base has continued to grow at an estimated 1.9 percent compound annual rate between 1990 and 1996. Employment is projected to continue to grow at approximately 2.0 percent compound annual rate from 1996 to 2001. The following table illustrates the changes which have occurred over the past thirteen years.

                           Non-Agricultural Employment
                            Indianapolis, Indiana MSA
                                   (Thousands)

                                                        Change - 1990-2001
                                                        ------------------
                                  Estimate  Projection            Compound
                           1990     1996      2001       Total  Annual Change
                           ----     ----      ----       -----  -------------
Total Employment           718.1    806.1     889.2      171.1     2.0%

Manufacturing:             127.2    124.8     127.2        0.0     0.0%
Construction & Mining       39.0     43.9      46.3        7.3     1.6%
Transportation/Utilities    43.5     47.1      49.3        5.8     1.1%
Wholesale/Retail Trade     187.1    216.5     244.3       57.2     2.5%
FIRE                        51.2     58.7      64.1       12.9     2.1%
Services                   167.3    206.1     239.2       71.9     3.3%
Government                 102.8    109.0     118.8       16.0     1.3%

------------------------
Source:   Data Resources, Inc.

In 1990, approximately 17.7 percent of Indianapolis' employment base was concentrated in the manufacturing sector. Over the 6-year period that followed, total manufacturing employment decreased to only 15.5 percent of the employment base. Several economic factors contributed to the decline of manufacturing employment within this MSA during the 1980s, including the strength of the dollar combined with high interest rates which resulted in the purchase of foreign goods at the expense

LANDAUER                                                                      22
REAL ESTATE COUNSELORS


of domestic investment. The increase in automation also occurring since the early 1980s is yet another cause of declining manufacturing employment.

During 1990, the proportion of service oriented jobs accounted for approximately 167,300 jobs, or 23.3 percent of the total employment base. Employment within this category has continued to expand at an estimated 3.5 percent average annual rate over the past 6 years, resulting in a 1996 estimate of 206,100 jobs, or
25.6 percent of the employment base.

Indianapolis serves as the financial center for the State, as exemplified by being home to Indiana's four largest banking firms (as ranked by total 1995 year-end assets), NBD Indiana, National City Bank Indiana, Bank One Indianapolis, and Huntington National Bank of Indiana. The proportion of the employment base categorized as finance, insurance, and real estate (FIRE) jobs represents an estimated 7.3 percent of the employment base in 1996, up slightly from 7.1 percent in 1990. The number of jobs within this category increased at a
2.3 percent average annual rate over this period, resulting in a 1996 estimate of 58,700 FIRE employees. This growth is a result of the expansion and merger of banks, insurance companies, and real estate firms within the Indianapolis market.

The construction sector represents an estimated 5.4 percent of the MSA employment base in 1996, similar to the MSA employment base in 1990. The number of those employed within this category for 1996 is estimated to be 43,900 jobs.

As the center for state, county, and city government, the employment within these levels accounts for approximately 13.5 percent of the total MSA employment base, down slightly from 14.3 percent 6 years earlier. This results in an estimate of 109,000 jobs.

LANDAUER                                                                      23
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UNEMPLOYMENT

As shown on the following table, the rate of unemployment within the Indianapolis metropolitan area has been consistently lower than national or state levels. Indianapolis benefits from a diversified economic base that has expanded at a healthy pace over the past sixteen years. The following table depicts historic and project unemployment rates for the Indianapolis MSA.

                              Rates of Unemployment

                           YE 1994      YE 1995    YE 1996(E)     2001(P)
                           -------      -------    ----------     -------

      Indianapolis MSA       4.1%        3.9%          3.6%         3.9%
      State of Indiana       4.9%        4.7%          4.3%         4.1%
      United States          6.1%        5.6%          5.4%         5.6%

      Source: DRI/McGraw Hill

In general, the historic Indianapolis MSA unemployment rates have been below the national average. These lower-than-average rates are due in part to the insulating employment effects resulting from a high concentration of government employment and a diversified employment base. The following table depicts the historic unemployment rates for the nation and the Indianapolis MSA.

HOUSING STARTS

As the table below indicates, housing starts in the Indianapolis PMSA appear to have peaked after a compounded annual increase in housing starts of 8.7 percent from 1990 to 1994. Compared with other large midwestern cities, Indianapolis' economy has been relatively resilient to the recessionary periods, which housing starts remaining relatively stable while other areas experienced a significant decline. While in 1980, 53 percent of new housing starts were for single-family residencies, in the 1990's this proportion ranged from 75 percent to 83 percent indicating a higher level of purchase per household. In addition, most housing starts have been concentrated in Marion County and adjacent Hamilton County, which provide a growing customer base for Circle Centre.

LANDAUER                                                                      24
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                 Housing Permits Authorized in Indianapolis PMSA

                            Single                Annualized
      Year       Total      Family     Other    Growth/Decline
      ----       -----      ------     -----    --------------
    1980         6,550       3,463     3,087          --
    1990         8,652       6,549     2,103        2.82%
    1994        12,100      10,100     2,000         8.7%
    1995        13,300      10,300     3,100         9.9%
    1996(E)     12,200       9,400     2,700        (8.3%)
    2001(P)     11,100       8,200     2,900        (1.9%)

Source:  DRI/McGraw Hill

TRANSPORTATION

Because of its central location, Indianapolis is an important transportation hub for the East North Central Region. More interstate highways converge here than in most any other U.S. cities. Interstates 65, 69, 70, and 74 serve the City and are connected by the I-465 beltway, a 35-mile circumferential freeway. Approximately 50 inter- and intra-state trucking companies operate out of Indianapolis. The ability for motor freight to reach a majority of the continental U.S. destinations within two days travel is a critical determinant of this region's transportation success.

Indianapolis is served by the three largest railroads east of the Mississippi
River: Consolidated Rail Corp., Norfolk Southern Corp., and CSX Corp.; as well as the Indiana Rail Road Company. This rail network provides good access to connecting ports of the Great Lakes and Ohio River. More than 150,000 freight cars and piggyback shipments annually are dispatched or received by Indianapolis area firms. Additionally, passenger rail service to this City is provided by Amtrak.

The Indianapolis International Airport is located approximately five miles southwest of the Central Business District (CBD). This airport is served by more than 20 airlines providing over 360 flights

LANDAUER                                                                      25
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daily to over 75 destinations. Air cargo is an important industry at the airport as it is the regional hub for Federal Express and CF Airfreight, Inc. Indianapolis was recently chosen by United Airlines as the site for its consolidated national aircraft maintenance facility and by the US Postal Service as the site for an expanded Express Mail hub. Both of these high profile projects will have positive effects on local employment and economic activity.

Inter- and intra-state bus service is provided by Greyhound, along with a number of private tour and motorcoach lines. The City of Indianapolis is served by the Metro Bus Line which provides commuters with adequate transportation to major destinations throughout the Indianapolis metropolitan area.

CONCLUSION

Overall, the forecasted economic outlook for Indianapolis is considered favorable, resulting from the insulating economic effect associated with a high concentration of government employment, the diversity of the remaining employment base, and its central United States geographic location which is the metro area's most profound attribute. Additionally, the educational, recreational, and entertainment amenities of Indianapolis have assisted in establishing the city as a cultural center for the East North Central Region of the United States.

The Indianapolis MSA population grew by 8.3 percent between 1990 and 1996. Projections through 2001 indicate growth of 5.6 percent. Growth in the service industries, distribution, and the increasing importance of biotechnology and pharmaceuticals is expected to make the economy more resilient and enhance Indianapolis' position as an attractive location for investment properties.

                                NEIGHBORHOOD MAP

                               [GRAPHIC OMITTED]

LANDAUER                                                                      27
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NEIGHBORHOOD ANALYSIS

The subject property is located in the north of Indianapolis, Marion County, Indiana at the northeast quadrant of Keystone Avenue and 86th Street. The immediate neighborhood is considered the Keystone Crossing development which is a 165-acre multi-use development managed by Duke Associates. The neighborhood is bounded by Keystone Avenue (State Route 431) to the west, Interstate 465 to the north, White River and Rean Road to the east and the White River and Union Chapel Road to the south. The White River traverses the neighborhood in a south and east direction, south of the subject. Included in the neighborhood are numerous office buildings, two hotels, a health club and numerous retail facilities highlighted by the Fashion Mall (subject). A neighborhood map on the preceding page shows the general neighborhood boundaries.

The neighborhood is considered to be an upper middle class area characterized by upscale retail facilities and gourmet restaurants. The area is also considered to have the most affluent single- and multi-family development in the greater Indianapolis area. Development began in the early 1970's with the construction of a shopping center which presently comprises about 1/3rd of the subject property. A second phase of the Fashion Mall was added in 1979. Office development languished in the early 1970's but gained momentum when Duke Associates became involved in 1978. The continued development of office, hotel and ancillary commercial structures accelerated through the mid-1980's The most recent development at Keystone Crossing include the 115,000 square foot River Crossing retail power center located east of the Fashion Mall. Also, Fashion Mall Commons is under construction at the southeast corner of Union Chapel Road. This retail center is anchored by a Kohl's department store.

The area is primarily developed with retail uses including the Keystone at the Crossing Fashion Mall, River Crossing, Fashion Mall Commons, Clearwater Crossing, Clearwater Commons and Rivers Edge. Other retail developments include Woodfield Center and Homewood Suites Hotel located in the southwest quadrant of Keystone Avenue and 86th Street. Office buildings dominate the land uses north of the subject.

LANDAUER                                                                      28
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The neighborhood is a developing area, and the potential for more residential development enhances the continued use of the subject as a regional mall. It is unlikely that another regional mall will be developed in the neighborhood; however, the abundance of vacant commercially zoned land suggests that other commercial development could potentially provide competition for the Keystone at the Crossing Fashion Mall tenants. The additional development of off-price retailers and discounters such as Target, Wal-Mart and Sam's Club and the potential for other department stores such as Kohl's could pose a risk to future retail sales volume at the subject.

LANDAUER                                                                      29
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RETAIL MARKET OVERVIEW

OVERVIEW

The following table displays the distribution of shopping centers containing more than 150,000 square feet in the Indianapolis metropolitan area. As illustrated below, the majority of retail inventory is concentrated in Marion County. Similar to other areas of the country, retail space has grown dramatically in the last two years. In Indianapolis, most of the new space is located in power centers, but Circle Centre, a new mall that opened in downtown Indianapolis in 1995, accounted for a large amount of the increase. Circle Centre is the first regional mall to open in Indianapolis in seventeen years.

                                Indianapolis MSA
                Shopping Centers With 150,000 Sq. Ft. and Greater

                                   1994                       1996        %
                                Total Area                 Total Area  Increase
                      1994         (000)         1996         (000)       in
                No. Of Centers    Sq. Ft.   No. Of Centers   Sq. Ft.    Sq. Ft.
                --------------    -------   --------------   -------    -------

Marion County          30         11,850          38         13,340     12.6%(a)
Johnson County          5          2,100           5          2,480     18.1%
Madison County          2            579           4          1,171    102.2%
Hamilton County         1            265           3          1,000    277.4%
Morgan County           1            166           1            166       --
                       --         ------          --         ------    ------
  Total                39         14,960          51         18,157     21.4%(b)

(a) 54% of Marion County increase due to Circle Centre opening, 1995.
(b) 25% of MSA total due to Circle Centre opening, 1995.

----------
Source:  Shopping Center Directory, 1994 and 1996.

There are seven regional malls in Indianapolis (including the subject) with a total GLA including anchors of 7,130,000 square feet. All are in Marion County except for Greenwood Park Mall located in Johnson County. The six malls are the following: Circle Centre, Washington Square, Castleton

LANDAUER                                                                      30
REAL ESTATE COUNSELORS


Square, Lafayette Square, Greenwood Park Mall, Glendale Center and Keystone at the Crossing Fashion Mall. Common department store anchors in the market include Sears, Montgomery Ward, J.C. Penney, Lazarus, and LS Ayres. Jacobson's and Nordstrom each have one outlet in the market. Parisian has two units, at Circle Centre and Keystone. Overall MSA retail space per capita is below the national average, as is mall space. However, the supply of regional mall space within Marion County is well above national per capita averages, as follows:

                              Regional Mall Supply

                                     Total                Regional
                                Shopping Center             Mall
                                GLA Per Person         GLA Per Person
                                --------------         --------------

         Marion County           16.2 sq. ft.            7.1 sq. ft.
         Indianapolis MSA        12.1 sq. ft.            4.8 sq. ft.
         National Average    18.0 to 19.0 sq. ft.    4.5 to 5.5 sq. ft.

TRADE AREA DELINEATION

A retail center's trade area contains people who are likely to patronize that particular center. These customers are drawn by a given class of goods and services from a particular tenant mix. A center's fundamental drawing power comes from the strength of the anchor tenants as well as the regional and local tenants which complement and support the anchors. A successful combination of these elements creates a destination for customers seeking a variety of goods and services while enjoying the comfort and convenience of an enclosed climate-controlled shopping environment.

The subject property is situated in north Indianapolis, a location that has an expanding retail component. As a suburban mall, the customers are drawn from the northern part of the metropolitan area, primarily along I-465 beltway. The mall's claim to a large trade area is reinforced by an upscale merchandise mix and the ability to travel the Interstate Highway system throughout Indianapolis. Thus, the boundaries of the trade area are mostly influenced by distance rather than natural or competitive

LANDAUER                                                                      31
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boundaries. The map facing page 37 displays the boundaries of the defined Fashion Mall trade area defined by zip code and the location of competing regional malls.

DEMOGRAPHIC AND ECONOMIC DATA

Demographic and economic data for the trade area has been provided by Urban Decision Systems (UDS). Because the trade area boundaries are smaller than the PMSA, the demographic information for trade area is presented. In the following sections we summarize that data.

DEMOGRAPHICS, HOUSEHOLD INCOME, DISPOSABLE INCOME

As previously discussed, the population of the Indianapolis metro area is estimated to be 1,495,570 in 1996 and is projected to increase by 1.1 percent annually to 1,579,772 in 2001. Within the trade area population is estimated to increase by a faster rate of 1.4 percent from 1996 to 2001. The number of households in the PMSA is 587,415 and is projected to increase by 1.2 percent annually to 621,980 in 2001. In the trade area, the number of households are projected to increase by 1.4 percent over the same period, as shown in the chart on the facing page. The metro area's average household income is estimated to be $44,840 and is projected to increase by 3.8 percent per year to $54,140 in 2001. For the subject, the 1996 estimate is $50,037 increasing to $61,024 in 2001, an annual increase of 4.0 percent. Household income in Indianapolis is currently close to the national average but is projected to decline slightly below this level during the next five years. Comparatively, the trade area average household income would be continue to be above the national average.

Income distribution in the metro area and the trade area is favorable for the subject development. In the trade area, households earning more than $60,000 are projected to increase in share from 25.4 percent to 36.6 percent by 2001. In 1996, 46.0 percent of households are estimated to earn incomes in excess of $40,000, increasing to 57.4 percent in 2001.

LANDAUER                                                                      32
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Disposable income is that income which remains after standard federal, state, and local taxes. According to the United States Department of Commerce Survey of Current Business (August 1993), disposable income within Indiana was 87.00 percent of total personal (available) income in 1990 and is estimated to be 86.6 percent in 1995 (the most recent year available). By applying the disposability factor to the trade area's aggregate household income results in an estimated 1996 disposable income of $11,085,000 and a projected 2001 disposable income of $14,510,000, implying a compound average annual increase of 5.5 percent, indicating that income growth will exceed the expected rate of inflation. From 1990 to 1996, disposable income grew at 4.9 percent per year.

EXPENDITURE POTENTIAL

In analyzing the sales potential for a given property, it is usually of critical importance to understand the retail gross sales potential for the trade area within which the center is situated. For a regional center, one measurement is found in GAFO growth trends and projections. According to an industry standard, GAFO expenditure in a given trade area is approximately 20.0 percent of aggregate disposable income.

Between 1990 and 1996, annual GAFO growth in the subject's trade area was estimated at 4.0 percent annual growth, outpacing the Consumer Price Index ("CPI") for the same period. Particularly important to retailers is the projection for annual growth in GAFO potential of 5.5 percent from 1996 to 2001, at a level above the anticipated rate of inflation.

The subject property is well situated in terms of location and format to facilitate the continued patronage of local and area wide residents attracted to the property by virtue of its tenant mix and ease of access. In the following section, we describe the characteristics of the existing Indianapolis retail market.

LANDAUER                                                                      33
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INDIANAPOLIS RETAIL SALES

Given that Fashion Mall has a trade area larger than ten miles and is located near the I-465 beltway in north Indianapolis, it is able to generate total mall sales in the range of $257 per square foot, and it is reasonable to assume that Fashion Mall should continue to be able to achieve sales within this range. Our analysis of tenant retail sales is found in the tables located in the Addenda and our sales projections are found on the facing page.

COMPETING MALL SALES

One method of estimating sales is to analyze the sales of competing area shopping centers. The following 1996 data has been obtained from a third party for competing Indianapolis centers. We note that our estimate of the mall area of the subject is 349,222 square feet and that our estimate of mall sales for 1997 is $307 per square foot.

                            Competing Regional Malls

                                             Mall Small
                                              Store GLA
                                  Total      (excluding      Projected
                               Mall Small   tenants over        1996
                                Store GLA  10,000 sq. ft.)     Sales
        Comparable Mall         (Sq. Ft.)     (Sq. Ft.)      Per Sq. Ft.
        ---------------         ---------     ---------      -----------

        Fashion Mall/Keystone    352,698       240,000          $322

        Circle Centre            450,416       217,000          310

        Greenwood Park           358,134       343,000          308

        Castleton Square         373,080       353,000          292

        Lafayette Square         403,049       359,000          243

        Washington Square        341,988       338,000          209
                                 -------       -------          ---

        Average w/o subject      385,333       322,000          $274

        Source:  Simon DeBartolo Group, 1996

LANDAUER                                                                      34
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A survey of small store sales activity at area centers indicates a weighted average sales per square foot of approximately $274 (excluding Glendale Center, for which data was not available), which is distorted by low sales productivity at Washington Square. Fashion Mall, a high quality center located in a suburban area, generates the highest mall store sales per square foot of all of the malls in the Indianapolis area, and it is reasonable to assume that sales performance at the mall will at least maintain its position relative to other area centers, at the upper end of the range. Given GAFO expenditure potential of $2.217 billion in 1996 within the subject's trade area and actual 1996 sales of $175.2 million, a capture rate of only 7.9 percent is indicated.

MALL STORE SALES

Mall store sales at competing centers within metropolitan Indianapolis are varied, depending upon tenant mix, location, anchor alignment, consumer orientation, and other factors. As previously illustrated, estimated 1996 sales at these centers ranged from $209 to $310 per square foot. Given that Fashion Mall is located in a market with anticipated growth in gross expenditure potential which outpaces inflation, and that centers located in markets with lower expenditure potential are able to generate mall sales in excess of $300, it is reasonable to assume that Fashion Mall will continue to achieve favorable sales results. Some of the anticipated sales productivity is attributable to population growth and latent demand, but a large portion of these sales appear to come at the expense of Glendale Center, Washington Square, Lafayette Square and Greenwood Park. For Fashion Mall, total projected 1997 sales are $175.2 million, and are forecast to be $183.1 million in 1998, a 4.5 percent increase. In the enclosed mall area of Fashion Mall the 1997 sales are estimated to be $107.3 million increasing to $112.6 million in 1998, a 4.9 percent increase. The enclosed mall sales equate to $307 per square foot in 1998 and $322 per square foot in 1998. In the projection, mall store sales are grown by 3.5 percent, less than the projected GAFO growth from 1996 to 2001.

LANDAUER                                                                      35
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ANCHOR STORE SALES

It is anticipated that sales at the anchor stores should mirror trends exhibited at similar units at other centers in metropolitan areas and 1997 sales performance. Total estimated sales for the anchors are about $48,730,000 or about $195 per square foot, increasing to $50,435,000 or $202 per square foot in 1998. The projected increase is 3.5 percent.

Noticeably absent from the Fashion Mall anchor alignment are the two traditional local department stores, Lazarus and L.S. Ayres, one of which is present at each of the major competing malls. Lazarus provides approximately 926,000 square feet of retail GLA within the metropolitan region, rivaling L.S. Ayre's market share. L.S. Ayre's coverage program virtually mirrors that of Lazarus. Without exception, these two stores compete head-to-head in all other major malls.

Estimated 1997 retail sales for both department stores equates to 2.2 percent of trade area GAFO Sales Potential for 1996, a low capture rate ($195 per square foot), which is an acceptable and sustainable level. Based upon the specific performance of similar department stores at competitive centers, some inferior in quality and location, we have concluded that anchor retail sales as projected are reasonable. Anchor sales are grown at 3.5 percent after 1997, which is less than the projected GAFO growth rate from 1996 to 2001. Our projections are based on 1996 actual sales performance ..

CONCLUSION

Based on our analysis, we have concluded that Fashion Mall will achieve retail sales in fiscal years as shown in the tables located in the Addenda. Overall, as described above, $175.2 million in total sales represents 7.9 percent of the 1997 trade area retail expenditure potential. If inflow from tourists, convention-goers and other non-residents is considered, the capture rate is would likely be less than 7.9 percent, which should be easily sustainable.

LANDAUER                                                                      36
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COMPETITIVE RETAIL ANALYSIS

Fashion Mall competes to varying degrees with all of the regional malls in metropolitan Indianapolis. The only head-to-head competition, however, would be expected to come from Circle Centre and Castleton Square. The other regional malls can be characterized as traditional malls--all share the same anchors and general mix of stores. These malls primarily serve geographic trade areas defined by convenience of access. Competition with the subject from the traditional malls will not be strong because of differing merchandising formats. Also, as a positive factor, most malls in the market are controlled by the Simon DeBartolo Group as a result of the 1996 merger of two REITs.

In the following paragraphs, we discuss each of the five competitive properties. On the facing page is a summary of the characteristics of these properties. A trade area and competition location map is shown on the following facing page.

Circle Centre and the Downtown Retail Component: Circle Centre is a new vertical regional mall which opened in 1995. The mall contains about 800,400 square feet of GLA and is anchored by Nordstrom's and Parisian on two city blocks. The mall stores occupy about 450,416 square feet on four levels. The trade area for Circle Centre is considered to be the entire Indianapolis metropolitan area. Circle Centre provides direct competition for the subject considering its anchors and tenant mix. Downtown Indianapolis has no concentration of department stores or national retailers. L.S. Ayres closed its downtown store in 1992. Lazarus closed the last downtown department store and it may yet relocate to Circle Centre at some time in the future. Interestingly, neither of the two established department stores in Indianapolis was willing to commit to participation in the Circle Centre Mall project, and both committed anchors (Nordstrom and Parisian) are newcomers. Union Station offers mostly festival-type retailers including extensive food service, entertainment options and tourist-oriented shops. Clothing and convenience stores are located throughout downtown in various office buildings and hotel lobbies.

LANDAUER                                                                      37
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Castleton Square: The mall is located two miles northeast of the subject, and this regional mall was built in 1972 and was expanded in 1990. Castleton Square contains approximately 1,353,213 square feet of building area and is positioned as the dominant regional mall in the Indianapolis metropolitan area. It is located adjacent to the Beltway at I-88 in an area with a heavy retail concentration. The anchors at this mall include Sears, Lazarus, L.S. Ayres, Montgomery Ward, J.C. Penney, and Kohl's.

The traditional tenant mix features many of the same national and regional retailers that are found at other malls in Indianapolis. Castleton's trade area consists of the north and northeast section of the City. The mall benefits from the surrounding commercial district and its close proximity to Keystone at the Crossing. The 1996 estimated average sales volume was $292 per square foot and the average rental rate approximately $20.00 per square foot. Non-anchor occupancy appears to be 97 percent. Despite its superior performance and occupancy, and the dominant Lazarus store in the market, this center is very tired in appearance and lacks a sense of fashion and excitement.

Washington Square: This traditional mall is located southeast of the subject on the east side of Indianapolis and outside of the I-465 Beltway. The 1,177,986 square foot, five-anchor property contains a traditional mix of shops heavily represented by national and regional chains. Washington Square's trade area is characterized as a lower middle class area with a stable to declining population base.

Washington Square has not been recently renovated or expanded and is considered to be the least competitive of the area's large regional malls. It suffers from comparatively low sales volumes and a high vacancy rate, 40.0 percent of enclosed mall space. In 1996, the average store sales volume was only $209 per square foot, the lowest of malls surveyed. The average rental rate in 1996 is estimated to be approximately $18.00 per square foot.

Lafayette Square: This five-anchor mall is located southwest of the subject and provides the closest competition. The mall is conveniently located on I-65 inside the Beltway. Lafayette Square is a 1,246,705 square foot property with a traditional merchandise mix. Like Castleton and Washington

LANDAUER                                                                      38
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Squares, Lafayette is owned and managed by the Simon DeBartolo Group. Lafayette's trade area is a mostly stable, middle class area. The west side is characterized by the region's heaviest concentration of manufacturing uses. The immediate vicinity of the mall is dominated by retail uses. Lafayette Square is currently under renovation, with a new food court, raised ceilings, new flooring and restrooms.

The estimated current average rental rate is approximately $20.00 per square foot. Comparable store sales were $243 per square foot in 1996. As of early 1996, non-anchor space was only 85 percent leased.

Glendale Center: Located southwest of the subject on Keystone Street, this regional mall was originally opened in 1958 and was last expanded and attractively renovated in 1985. Glendale Center contains 800,000 square feet and is positioned as a traditional center anchored by L.S. Ayres and Lazarus. The tenant mix is typical of the other traditional malls, except that Glendale is smaller than all except Keystone. Glendale is located inside the Beltway and does not have expressway access. The mall primarily serves residents of the northeast side of the City but suffers from competition from Keystone, Castleton Square and Circle Centre. Nevertheless, the L.S. Ayres and Lazarus are reportedly the second best stores in their respective chains.

Occupancy at Glendale Center is estimated to be only 80 percent excluding consideration of poorly located basement level space. The 1996 average store sales are estimated to be approximately $250 per square foot, and the average rent is estimated to be approximately $20.00 per square foot. Glendale was recently improved with a food court, and the center is owned by Equity Property and Development (a Zell Company).

Greenwood Park Mall: This mall is located in the south side of Indianapolis. The 1,257,862 square foot property was originally constructed in 1958 and is positioned as a traditional center. The tenant mix at this property is typical of most of the other enclosed malls in the market. Greenwood Park's trade area encompasses most of the south half of the metro area which is considered to be a stable,

LANDAUER                                                                      39
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middle income area characterized by single family developments. The far south side lacks the large multi-family component and office space that is found on the more upwardly mobile far north side. Because Greenwood is the only mall serving the south side, the subject could expect to achieve strong market penetration there and effectively eliminate Keystone's drawing power south of downtown. This center is also owned by the Simon DeBartolo Group.

Greenwood Park is estimated to have a current occupancy rate of 95 percent. The 1996 average store sales were $308 per square foot, and the average rental rate is estimated to be approximately $23.00 per square foot.

CONCLUSION

Fashion Mall is a suburban retail complex located in north Indianapolis. The mall contains GLA of approximately 680,000 square feet with Jacobson's and Parisian as anchors. The tenant mix is upscale, with heavy representation by the Limited group of stores and other national chains of similar prestige. Within Indianapolis, only the Circle Centre Mall has a similar orientation. The demographic profile of Indianapolis and the trade area and an analysis of the competitive retail market indicates that conditions are conducive for continued acceptable sales performance at Fashion Mall.

LANDAUER                                                                      40
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PROPERTY DESCRIPTION

SITE ANALYSIS

The subject site is located at the northeast quadrant of Keystone Avenue and 86th Street (southeast corner of Keystone Avenue and I-465) in Indianapolis, Marion County, Indiana. The site is bounded by 86th Street on the south, Union Chapel Road on the east, Keystone Avenue on the west and office development to the north. The subject is bisected by Fashion Mall Drive which separated the subject into its east and west components. The east side of the mall is referred to as the "Guinevere" component and the west side of the mall is referred to as the "Galahad" component. On the north the Radisson Hotel is connected to the mall by an elevated walk way. Also, the mall is connected to an adjoining office building through a common parking garage and walk way. Also, the strip retail center is located south of 86th Street, at the southwest corner of 86th Avenue and Union Chapel Road.

All the public utilities are available to the site. No soils tests were available for our review, and we assume that no adverse soil conditions exist. The area contained in the ownership, as identified within as survey which was provided is 48.155 acres. The ground lease summary identifies 47.394 acres. The difference between the two areas is 0.751 acres or only 1.6 percent of the area identified in the survey. For this appraisal, we have assumed 48.155 acres.

The site is irregular in shape but generally at grade with its fronting streets, 86th Street, Fashion Mall Drive and Union Chapel Road. According to the Indianapolis Engineering Department, the subject property is identified on Flood Insurance Rate Map (FIRM) 180159-0015 (Panel 15 of 100) dated June 3, 1988. The subject is included in Zone C (Unshaded) which is the area outside of the 500-year flood plain.

LANDAUER                                                                      41
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ACCESS AND VISIBILITY

Visibility to the site is good from both Keystone Avenue (US-431) and 86th Street. Access is available directly from 86th Street and from two locations on Union Chapel Road. Fashion Mall Drive is a through street which links the office developments to the north of the subject with 86th Street, and the subject has four access locations along the street. The two halves of the Fashion Mall development are connected by a walk way above Fashion Mall Drive. Signal lights permitting full turning movements are located at the subject at two locations on 86th Street (Fashion Mall Drive and Union Chapel Road).

ZONING

The subject property is zoned C-4, Community-Regional Commercial District, by Indianapolis. This zoning classification allows a variety of commercial and office uses, including retail. It appears that the subject improvements are in conformance with the zoning ordinance. A copy of the C-4 zoning requirements is retained in our files.

REAL ESTATE TAXES

The real estate taxes for the Keystone at the Crossing Fashion Mall are administered by Marion County and Washington Township. The fiscal year for the county and township is from March 1 to February 28 with taxes due May 10 and November 10. The taxes are based on the current assessment and the prior years tax rate. The subject property is identified by various parcel numbers on the Washington Township tax parcel maps. Reassessments occur on a five-year cycle with the next reassessment scheduled for 2000. The assessed value remained fixed between reassessment periods, provided there were no changes to the improvements and assuming the value was not appealed.

LANDAUER                                                                      42
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ASSESSED VALUES

Assessed value is determined through a process known as mass-assessment performed by private, independent mass-appraisal firms. This process involves estimating the reproduction cost of the improvements through the use of the Indiana state costing manual. The cost estimate is adjusted for observable, physical depreciation of the improvements. The resulting depreciated reproduction cost is then added to the assessor's estimated land value, as determined by state-established land value figures, to arrive at the assessor's indication of "true cash value". Once the "true cash value" is determined, it is multiplied by one-third to arrive at an assessed value. With improved properties the assessed value remains unchanged throughout the assessment period. However, if a property is substantially altered within the assessment period, the assessed value is adjusted accordingly.

Discussions with tax officials revealed the existence of a state law which limits total tax increases to 5 percent per year on a township-wide basis. While this is true, it is possible for a single property to realize a tax increase in excess of 5 percent in a given year. It is noted that some of the tax parcel numbers were combined for the 1996 assessment and tax period. In general real estate taxes have been stable over the last two years. In this analysis, we have applied the real estate taxes as estimated by the Marion County Treasurer as shown in the Real Estate Tax tables found in the Addenda.

IMPROVEMENTS

Keystone at the Crossing Fashion Mall is a two-level, masonry and steel, regional shopping center containing a total of 349,222 square feet of enclosed mall space, a one story strip center containing 29,140 square feet and seven outlots with a total of 54,829 square feet. Two anchor department stores (Parisian - 127,747 square feet and Jacobson's - 120,000 square feet) increase the total area of the mall to 682,912 square feet. The subject property consists of two department store anchors, the in-line stores in the enclosed mall, the strip center and seven outlots. A leasing plan showing the shape of the enclosed mall and tenant locations is found in the Addenda. The mall's square footage is distributed as shown on the facing page.

LANDAUER                                                                      43
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Keystone at the Crossing Fashion Mall was developed in late 1973; however, it has undergone renovation and expansion at various times through 1992. The enclosed mall occupancy (all tenants) is currently 87.2 percent with most of the vacancy contained on the west side, Galahad portion, of the mall. The strip center presently has two vacant units and an occupancy of 91.2 percent.

As previously described the mall is divided by Fashion Mall Drive into two components referred to as the west, "Galahad" component and the east side, "Guinevere" component. Also a strip retail center is located south of 86th Street. There are seven outlots associated with the subject. Located along 86th Street are five restaurant buildings and a drive-up branch bank facility of NBD Bank. One restaurant is located south of the Guinevere component on Fashion Mall Drive.

The following is a brief description of the physical components of the subject property.

"Guinevere": This is the two level eastern portion of the Fashion Mall, and Jacobson's is the anchor department store. The second floor of the Guinevere extends entirely over the first level. Both levels are served by elevators and escalators, and both levels are connected to parking structure. Also, an enclosed walk-way connects the second level of Guinevere with the Radisson Hotel. The second level is attached to the food court and elevated walk-way that links Guinevere with Galahad and spans Fashion Mall Drive. The tenant layout is linear along both common corridors and is typical of other two story regional malls.

Foundation and Structure:     Spread reinforced concrete footings. Structural
                              steel frame with metal roof decking.

Exterior Walls:               Brick veneer over concrete block with R-19
                              insulation.

Roof:                         Ballasted EPDM membrane over rigid insulation.

Ceilings:                     Sheet rock and dropped ceilings with skylights in
                              some areas of the mall. Painted exposed structure with skylights are found in the food court, Jacobson's and other portions of the mall.

Floor:                        Terrazzo or floor tile on the mall corridor.

Lighting:                     Incandescent downlights, track lighting and
                              florescent coves. Skylights in the mall corridor provide secondary illumination during the daylight hours.

LANDAUER                                                                      44
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HVAC System:                  All mall tenants are heated by individual packaged
                              units located on the roof. Tenants are required to provide their own HVAC units. Anchor tenants have separate HVAC systems. Heating is supplied by fan powered variable air volume boxes and electric coils and by constant volume electric coil roof top units.

Fire Protection:              The shopping center is fully sprinklered with a
                              wet system.

"Galahad": Galahad is a partial two level mall with Parisian as the anchor department store. The second level of Galahad is located adjacent to Parisian and is accessed by one elevator and two "up" and one "down" escalators. The design of Galahad has resulted in non-connecting corridors, except through the department store, and the second level has a dead-end corridor. Most of the vacancy at Fashion Mall is located in this second level. Galahad is linked to a parking garage by an enclosed walk-way from the second mall level. Also, an escalator directs shoppers up to the food court and the elevated walk-way over Fashion Mall Drive to Guinevere.

Foundations and Structure:    Spread reinforced concrete footings. Structural
                              steel frame with metal roof decking.

Exterior Walls:               Brick veneer over concrete block with R-19
                              insulation.

Roof: Portions of the roof are rubber membrane and built-up systems over rigid insulation.

Ceilings:                     Sheet rock and dropped ceilings with skylights in
                              some areas of the mall. Painted exposed structure with skylights are found in some portions of the mall.

Floor:                        Terrazzo or floor tile on the mall corridor.

Lighting:                     Incandescent downlights, track lighting and
                              florescent coves. Skylights in the mall corridor provide secondary illumination during the daylight hours.

HVAC System:                  All mall tenants are heated by individual package
                              units located on the roof. Tenants are required to provide their own HVAC units. Anchor tenants have separate HVAC systems. Heating is supplied by fan powered variable air volume boxes and electric coils and by constant volume electric coil roof top units.

Fire Protection:              The shopping center is fully sprinklered with a
                              wet system.

LANDAUER                                                                      45
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Parking Garages: Two multi-level parking garages are connected to the east and west portions of the mall. A three level garage of precast concrete construction adjoins the Guinevere portion of the mall. This garage provides for about 352 parking spaces. A three level garage also serves the Galahad portion of the mall. This garage is also constructed of precast concrete. This garage contains parking spaces for about 1,048 vehicles; however, only 638 spaces are allocated to the mall while 410 are allocated to an adjoining office building. These office building parking spaces are made available to the mall during peak shopping periods when the office building is not in use.

Keystone Shoppes: This is a single-level wood frame retail center located on the south side of 86th Street at Union Chapel Road. Access is at Fashion Mall Drive and Union Chapel Road. The structure is poured concrete spread footings with block foundation walls. The floor is poured concrete. The building improvement constructed in 1985 and has wood frame construction (trusses and studs) with a brick facade. A canopy extends along the entire north side of the building over the tenant entry doors. Service entrances for the tenants are located on the south side of the building. Surface parking is provided on the north side of the building.

Outlot Buildings: American Bandstand was reportedly constructed in 1985 but has been remodeled on at least two occasions. Stuart Anderson's is a one story building with a small mezzanine. The building was constructed in 1984. The Cooker is a one-story building that was constructed in about 1984 but was remodeled in 1988. T.G.I Friday's is located south of Guinevere. This restaurant building was constructed in 1974. NBD Bank building was constructed in about 1980. This bank has two covered drive-through banking lanes on the south side of the building. The Sullivan's Restaurant building was originally developed in 1977-1978 as the Cork and Clever, which was demolished in 1985 and the existing building was constructed. The Keystone Grill restaurant was built in 1980.

Condition: Based on our inspection, the property is considered to be in excellent condition with no deferred maintenance noted. The center is of good-quality construction with an appealing two-level design. The continual expansion of the mall has created some functional obsolescence in the design of the mall. First, the mall is separated by a public street but connected by an overhead walk-way. To walk between the Guinevere and Galahad sections, shoppers must take an escalator or elevator and pass through the food court or walk outside and cross Fashion Mall Drive. The layout of the Galahad section has resulted in non-connecting corridors, except by walking through the anchor store. Also, the second retail level in the Galahad section does not extend over the entire first level, and has a dead-end corridor which is difficult to lease. The most of the vacancy in the Fashion Mall is in the Galahad section's second floor. Vehicle circulation and parking are adequate and appropriate for a multi-tenant shopping center. It is reported that there are no detrimental environmental issues associated with Keystone at the Crossing Fashion Mall.

LANDAUER                                                                      46
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HIGHEST AND BEST USE

Highest and best use is defined in The Appraisal of Real Estate, 10th Edition, as: The reasonably, probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and that results in the highest value.

Inherent in this definition is the separation of land and improvements. That is, the highest and best use for the land, as if vacant and available, could be different from the highest and best use of the improved property. All criteria must be met separately for both land and improvements.

AS IF VACANT

The subject property is located near a well-traveled interstate highway and along two major transportation corridors through Indianapolis. The best potential use would be one that benefits from the site's exposure and accessibility. The existing terrain is suitable for almost any type of commercial development. The property is zoned for commercial development and has been approved as a regional shopping center site by the city of Indianapolis. Surrounding land uses include commercial retail and office developments. Commercial retail use as the dominant use along 86th Street while office and hotel uses predominate north of the mall. Considering these factors, the highest and best use of the site, if vacant, would be for a regional shopping center.

AS IMPROVED

The appraised property is improved with a regional shopping center. The design and layout of the center are suitable for typical tenant needs. Having analyzed competing retail centers, as well as the property's location, design, and condition, we conclude that the present use represents the highest and best use of the site, as improved.

LANDAUER                                                                      47
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VALUATION METHODOLOGY

All three approaches to value--the Cost Approach, Sales Comparison Approach, and Income Approach--were considered in the valuation of the Leasehold Estate in the subject property.

The Cost Approach is based upon the theory of substitution, which implies that a prudent investor will not pay more to purchase a property than it would cost to create a comparable substitute property. The value of the underlying land as if vacant and available for development is first estimated. To this is added the estimated cost of reproducing or replacing the subject property, minus the estimated amount of any depreciation (physical and functional) and obsolescence (economic). As the original construction was 1973, with various renovations and expansions since that time through 1992, the subject is not a good candidate for the Cost Approach. Estimating physical deterioration on a property that has been modified like the subject is not practical. Also with all of the changes that have occurred, the improvements are likely to have a significant amount of functional obsolescence contained in the improvements which would be impossible to measure. For these reasons, the Cost Approach is not used in this appraisal and the exclusion of the Cost Approach has as agreed to by the client.

The Sales Comparison Approach involves a direct comparison of the subject property with similar properties that have sold, in order to derive an estimate of market value. It is also based on the theory of substitution, and implies that a prudent investor would not pay more to buy the subject property than he would to buy an equally desirable substitute property. Because of wide differences in age, condition, tenancy, location, and (most importantly) anticipated net income, this analysis often provides only broad indications of general valuation parameters, such as price per square foot of gross building or rentable area, and overall capitalization rates.

The Income Approach is usually relied upon as the primary indicator of value when analyzing income-producing properties. Either through the direct capitalization of net income or the discounting of projected cash flows into a present worth indication, the analyst has reliable tools with which to formulate an estimate of market value. Essential to this approach is an awareness of market rents,

LANDAUER                                                                      48
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operating costs, current investor yield requirements, and the relative risks associated with varying types of investment instruments.

Based on the methodologies of the three approaches to value, we have conducted our analysis of the subject property. Our assumptions and conclusions for each approach are presented in the following sections of the report.

LANDAUER                                                                      49
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COST APPROACH

The Cost Approach to value has not been used in this report for two specific reasons: Lack of truly comparable construction cost data and difficulty in measuring accrued depreciation; and the inappropriateness of the valuation technique. Current land value and construction cost estimates may be higher or lower than those estimated in the last 24 years since the mall was originally built; and since it has been renovated and expanded, as a result, the lack of recent construction data prevents us from quantifying the changes in replacement costs. The lack of comparable regional mall development activity also precludes us from making a reliable estimate of developer's profit. What was once achievable in the previous market may not be achievable today, and without an active market, the estimation of an appropriate profit margin becomes even more subjective.

Income producing properties like the subject property do not lend themselves to reliable estimates of value by the Cost Approach. The purpose of this appraisal is to estimate the market value of the leasehold interest in the subject property. Because of the potential impact of above or below market leases, specific anchor tenant operating agreements, ground leases, and other unique lease requirements oftentimes found in shopping centers, the Cost Approach cannot accurately measure the effect of such factors. In addition, the Cost Approach does not reflect the motivations inherent in purchasing income-producing properties. Regional shopping centers in many instances require intensive leasing, management and operational skills in order to maximize their performance. The above relationships are economic in nature, and in our opinion are best measured by proper application of the Income Approach to value. As a result of this, we have not undertaken an analysis of the property by the Cost Approach as previously agreed to by the client and Landauer.

LANDAUER                                                                      50
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SALES COMPARISON APPROACH

The Sales Comparison Approach to value is a technique by which market value is estimated by direct comparison of the subject property with current offerings and/or actual sales transactions of like or similar properties that occurred recently. The process is one of analyzing the listing or sale and correlating the characteristics of the property involved and the known details of the transaction so that such data can then be adjusted relative to the subject property. Consideration is given to a variety of valuation factors, including:

1)  The degree of comparability of each property with the subject property;

2) The date of the sale in relation to the date of the current appraisal, taking into account market changes during the interim;

3)  Reliability of the sales data; and

4) Appropriate adjustments for unusual conditions, if any, affecting price or terms of the sale.

Through an analysis of regional shopping center sales which have occurred over the past five years, insight into investor demand for this product type can be discerned. Throughout the early portion of this period, the number of regional shopping centers available for sale remained relatively constant, while the demand for this product increased dramatically; resulting in a lowering of investor yield requirements. However, more recently, the market for this product has become increasingly more segmented, with demand remaining relatively strong for the centers of great quality but significantly diminished for all other centers. In this environment, it is supply and demand constraints which have contributed to a widening in the required investor yield requirements for prime centers and for all others.

The overall attractiveness of all shopping centers to investors can be attributed to a number of factors, including: a) the recognition by investors of the continued volatility of the office sector (as many markets across the country remain saturated with office product and low occupancies); and b) the continued awareness by investors of the regional center's ability to perform adequately in stable environments as well as in periods of inflation.

LANDAUER                                                                      51
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Although investment criteria may vary, the quality of a center (as seen in its size, condition, tenant mix, productivity and location), remains a strong determinant of sales and price. In regard to location, investors continue to be less concerned with a property's regional location within the country than with the desirability of a center's location within a given marketplace. Therefore, a center located in Atlanta, Georgia, would not necessarily sell for more or less than a center in Seattle, Washington, merely because it is located in the southeast but might sell for more due to a superior location within its market. Most recently, investors have focused more closely on the property's location, with locations in cities classified as secondary or tertiary viewed as less desirable than those located in larger metropolitan areas. This preference mirrors that of a number of the stronger national retailers that have set criteria relating to the size of a trade area in which they will locate.

A number of factors have contributed to a general decline in shopping center prices from 1989 to 1993. First, the overall performance of most centers has been impacted by a weakened economy, resulting in flat rents and lower sales bases and in reduced expectations by investors. Second, the excessive credit available in the 1980s contributed to the creation of an oversupplied real estate market in the 1990s and declining real estate values. Third, with the oversupply of product and declining values, capital sources diminished, thereby limiting potential buyers of property to equity investors. Fourth, future economic perceptions and the onset of the recession in 1990 have impacted the attitude of the marketplace. Retail sales continued to suffer in 1994 and 1995, and tenant credit quality continued to deteriorate through 1995.

The shortage of credit generally limits potential buyers of these properties to equity investors such as REITs. These equity buyers also include institutional investors such as domestic pension funds or insurance companies or public companies. Today's investors wish to acquire properties producing stable, predictable cash flows. This investment objective is achieved by investing in fully leased properties, or by investing in a non-stabilized property in which yield or cash flow guarantees are granted by a seller.

Real estate yield rates tend to move more slowly and fluctuate less than money market rates. The immediate impact of these changes on real estate markets, therefore, is more difficult to quantify

LANDAUER                                                                      52
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precisely than for marketable securities such as mortgages and bonds. It is clear, however, that real estate yield requirements have followed a general upward trend over the past several years for all types of shopping centers. Observations of known market transactions along with surveys of informed market participants have confirmed this overall trend.

To apply the Sales Comparison Approach, an appraiser considers data on sales, contracts, offers, refusals, and listings of properties considered comparable to the subject property. First, the appraiser thoroughly researches the prices, real property rights conveyed, financing terms, motivations of buyers and sellers, and transaction dates of the sale properties. Then details on each property's location, physical and functional condition, and income producing characteristics must be examined.

ELEMENTS OF COMPARISON

These are the characteristics of properties and transactions that cause the prices paid for real estate to vary. The appraiser considers and compares all differences between the comparable properties and the subject property that could affect value. Adjustments for dissimilarities are made to the price of each comparable property to make the comparable equal to the subject on the date of the appraisal.

There are several common elements of comparison that should always be considered in a sales comparison analysis. Each is described as follows:

Real Property Rights Conveyed: A transaction price is always predicated upon the real property interest conveyed. Many types of real estate, particularly income producing property, are sold subject to existing leases. The revenue generating potential of a property is often fixed or limited by the terms of existing leases. In the valuation process, adjustments must be made to any limitations which may inhibit the property's ability to generate a level of net operating income constrained only by market events.

Financing Terms: The transaction price of one property may differ from that of an identical property due to different financing arrangements. Estimates of market value are generally based upon an all

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cash basis or subject to financing terms typically available in the market. Calculations for atypical financing vary depending upon the type of financing arrangement and the market perceptions of the added value. These adjustments are commonly referred to as "cash equivalency".

Conditions of Sale: These adjustments usually reflect the motivations of the buyer and the seller. When non-market conditions of sales are detected in a transaction, e.g. distressed sale, related parties or foreclosure, the sale can be used as a comparable only after extensive investigation. The motivations of the sale must be thoroughly researched before an adjustment is made.

Date of Sale: Market conditions generally change over time, but the date of an appraisal is a specific time. Therefore, past sales must be examined in light of the direction of change between the sale date of the comparable and the valuation date of the subject property. This adjustment reflects change in value and is often called a "time adjustment".

Location: An adjustment may be required when the locational characteristics of a comparable property are different from those of the subject property. Adjustments for location are usually expressed as percentages that reflect the increase or decrease in value attributable to the property's location or neighborhood.

Physical Characteristics: If the physical characteristics of a comparable property and the subject property differ in any way, each of these dissimilarities may require comparison and adjustment to equal the attributes of the subject. Physical divergences may include magnitude of improvement, quality of construction, age/condition, functional utility, site size and amenities.

Income Characteristics: Factors that affect the income a property can generate include the quality of management and resulting efficiencies of operations, as well as demand, property condition, average rental rates and growth rates.

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APPLICABILITY OF ADJUSTMENTS

In practice, when considering the purchase of a regional mall, buyers tend to relate one mall to another in income-oriented terminology, i.e., discount rates, capitalization rates. The rating process would include judgments of a center's location, market potential, development or expansion potential, and competitive advantage. This information would form the conclusions relating to capitalizing net income or discounting cash flows.

Very little emphasis is given to the usual comparison factors utilized in the Sales Comparison Approach such as price per square foot or gross income multiplier. The presence or absence of owned anchor stores, ground leases or other factors tend to result in a desperate price per square foot comparison, while gross income characteristics can vary widely depending on escalation practices, real estate tax levels, etc. The foregoing factors make it very difficult to adjust the traditional comparison factors from one mall to another.

ANALYSIS AND INTERPRETATION OF DATA

A summary of the comparable sales can be found on the facing page. All of the sales occurred between February 1996 and November 1996, and the sale prices range from $114 to $506 per square foot, with first year capitalization rates of
6.8 to 10.3 percent. Details on the transactions are included in the remarks column of the table. None of the sales contain attributes which can be considered comparable to the subject. The subject contains a second floor over one section of the mall, and this floor has had difficulty retaining tenants. In fact part of the second floor has never been built out. Additionally, the subject is a leasehold estate with both anchor tenants on subleases. The subject also has a retail strip shopping center associated with it that contains about 29,140 square feet. None of the sales have these physical attributes either singly or in combination. Nevertheless, we have attempted to compare the seven sales to the subject on a price per square foot and sales volume to price ratio.

Typically, the unit value of a sale is significantly affected by the inclusion of anchor tenants; thus, a comparison among properties is most meaningful when there is a match among the property

LANDAUER                                                                      55
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components included in the transfer. Other important price variables include differences in age, condition, quality, the interest transferred, and the extent to which the properties are leased at market rentals, as well as the impact of income from other sources not being accounted for within the expression of a mall gross leasable area measure.

DIRECT COMPARISON METHOD

From the Income Approach, the indicated value is $170 per square foot based on the square footage in the entire mall: anchors, enclosed mall, shoppes and outlots. The sales presented in this analysis are difficult to compare as finite details of the physical and economic attributes of the sales are not known. Nevertheless, we have attempted to make a comparison of the sales. The most comparable properties in terms of age are Sale Nos. 4 and 7, which indicate prices of $234 to $506 per square foot. These sales did not include the department stores. Although these properties are similar in age, there are great differences in the sale indicators (price per square foot, Sale/Price Ratio and OAR). In terms of sales per square foot, all of the sales are higher than the value indicated by the Income Approach. Confounding this traditional analysis is the fact that the subject property includes two anchor stores and the entire center is on a ground lease, which serves to reduce the sales per square foot comparison. The sales suggest a value that is less than $200 per square foot.

SALE/PRICE RATIO METHOD

In general, the subject is a good-quality center in an area which is relatively insulated from new competition in the near term. Our analysis indicates that 1997 retail sales at the subject will be about $175.2 million or about $257 per square foot, based on the total Fashion Mall area. From the Income Approach, the indicated value and estimated sales produce a sales-to-price ratio of 0.66:1. The sales indicate a range of ratios from 0.56:1 to 1.26:1. Sale No. 4 at 0.69:1 did not include department stores but Sale No. 5 at 0.56:1 had four anchors included in the sale. Sale No. 3 at 0.80:1 had one anchor. It is our opinion that the appropriate ratio of sales to price should be greater than 0.56:1 but less than 0.80:1. Based on the data, the price to sales applicable to the subject property is considered to be between 0.60 and 0.70 because of the inclusion of the two anchors, retail shoppes and outlots.

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The results of our analysis using the Direct Comparison and Sale/Price Ration methods are presented below.

    Direct Comparison         682,912 square feet x <$200 = <$136,600,000

    and

    Sales/Price Ratio   FY-1998 sales of $257 psf x 0.6 x 682,912 = $105,000,000
                        FY-1998 sales of $257 psf x 0.7 x 682,912 = $123,000,000

The Direct Comparison method produces a value indication that is much greater than the Sale/Price Ratio Method and well above the value indication of the Income Approach. The greatest weakness of Direct Comparison is the lack of comparability based on the physical and economic attributes of the sales and the lack of finite details regarding the transaction. For these reasons, we do not believe the Direct Comparison method provides a meaningful value indication.

The Sales/Price Ratio method also has weaknesses because of the lack of detailed information related to the composition of the retail sales generated from various cost centers. Like the subject these cost centers include: anchors, mall stores, strip center and outlots. The contribution each these cost centers have toward the generation of retail sales would have an impact on the sale price of the property and, therefore, the sale/price ratio. Nevertheless, we are of the opinion that this method provides a more meaningful value range and brackets the value indication produced by the Income Approach. We have given greatest weight to the sale/price ratio methodology which indicates a value range for the subject by the Sales Comparison Approach of: $105,000,000 to $123,000,000.


INDICATED VALUE BY THE
SALES COMPARISON APPROACH.........................$105,000,000 to $123,000,000

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INCOME APPROACH

Income property exists for the production of income. It is only natural that the value of an income producing property should be a function of earning power. This is the essence of the Income Approach to Value and all related theory and techniques. This is not to say that the production of income is necessarily the sole reason for such a property's existence, nor is it meant to suggest that factors not related to earning power cannot influence value. There is no question, however, that the expectation of monetary gain is the major consideration in the valuation of income properties. Indeed, the anticipation of future benefits, either amenities or dollars, is the very basis of the value of any kind of property.

The theory of the Income Approach is based on the present worth of the net income, cash flow, and reversionary value in the property it will produce during the remainder of its productive life over a reasonable holding (ownership) period. The Income Approach, therefore, is a process of measuring or estimating the extent of future benefits which might reasonably be expected and translating these benefits into a present value at a particular point in time.

DISCOUNTED CASH FLOW ANALYSIS ("DCF") ASSUMPTIONS

We have utilized a computer-generated (Pro-Ject) discounted cash flow analysis program to estimate the future financial performance of the subject property. The assumptions employed to structure the pro forma cash flow and determine future income and expense estimates in addition to capital items are summarized below. The model also allows for the entry of basic assumptions concerning future lease revenues and expenses.

LEASING SUMMARY

The subject property has 113 enclosed mall retail tenants, 2 kiosk tenants, 2 anchors and 20 tenants located in the strip center (Shoppes) on the south side of 86th Street. Additionally, seven outlot tenants have either direct or ground leases. Eighteen of the enclosed mall and two shoppes tenant spaces are

LANDAUER                                                                      58
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vacant. The 1997 estimated average occupancy for Keystone at the Crossing Fashion Mall is about 93.2 percent. Excluding the anchors but including all retail tenant spaces the mall is 88.5 percent occupied in 1997. Over the ten year holding period, the average occupancy of the enclosed mall tenants is 96.4 percent. Below follows a brief summary of the more pertinent details of the anchor leases, outlot leases and a general description of the enclosed mall and plaza leases.

ANCHOR LEASES

Jacobson's: Jacobson's contains about 120,000 square feet and has a 30 year lease that commenced in March 1987 and will terminate in February 2017. The annual rental rate is 1.0 percent of sales for the first year, 2.0 percent of sales for the second year, 3.0 percent of sales for the third year. In the fourth year the annual rental is the greater of 9.0 percent of sales or 125 percent of (a) the cost of landlord's work, (b) the tenant allowance or (c) percentage rent based on the following schedule:

                           Jacobson's Percentage Rent

                  Gross Sales                          %
                  -----------                          -
              a)  up to $36,000,000                   4.0%
              b)  from $36,000,001 to $48,000,000     3.0%
              c)  from $48,000,001 to $60,000,000     2.0%
              d)  from $60,000,001 to $96,000,000     1.0%

Jacobson's pays its own real estate taxes and insurance expenses. Common area expenses were established as $72,000 but increase each year based on the increases in the owner's common area expenses. The common area expense is limited to 15.0 percent of Jacobson's minimum rent and percentage rent but shall not be less than $72,000. At present the landlord has estimated that Jacobson's common area expense is $76,000. When the lease was executed the landlord provided the tenant with an allowance of $4,000,000 to be used for furnishing and fixturing the tenant's space. Jacobson's has three, 10-year renewal options at the same terms and conditions as the initial lease.

LANDAUER                                                                      59
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Parisian: Parisian contains 129,721 square feet and has a 20 year lease that commenced in October 1992 and will terminate in September 2012. The rental rate for the initial term includes the rental for the building and leased equipment. The rental is cited in the lease as: Years 1-5, $8.35 per square foot; Years 6-9, $9.10 per square foot; Years 10-15, $9.35 per square foot and Years 16-20, $9.75 per square foot. The tenant has six 5-year renewal options with the rental rate established as $9.14 per square foot. In each year of the lease, Parisian is to pay percentage rent of 2.5 percent of sales up to $41,416,000, 2.25 percent for sales between $41,416,001 and $43,000,000 and 2.0 percent over $43,000,000. Parisian its own real estate taxes and insurance expenses. Enclosed mall and CAM expenses are fixed at $0.25 per square foot for the first five years which increases by $0.05 per square foot every five years, including the option periods.

ENCLOSED MALL TENANT LEASES

We have been provided with a standard form lease for both Galahad and Guinevere enclosed mall tenants. The leases are formatted and written with the same terms. Within the master lease, the term, annual base rental and percentage rent would be clearly identified. The common area is defined and the charges for maintaining and managing the common areas would be clearly identified. The tenant pays its pro rata share of expenses based on gross leasable area which are related to the repairing, maintaining and operating of the common area. These costs would be for the paving, roadways, garage, lighting, trash removal, landscaping, snow and ice removal reasonable depreciation of amortized improvements. Additionally, a 15.0 percent administrative surcharge on the CAM expenses is included. The tenant pays its pro rata share of real estate taxes and insurance expenses based on gross rentable area. The administrative surcharge is not applied to taxes, insurance and utility expenses.

KEYSTONE SHOPPES LEASES

Within this standard lease, the term, annual base rental and percentage rent would be clearly identified. Expense reimbursements are defined, and the charges for maintaining and managing the building and

LANDAUER                                                                      60
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common areas would be clearly identified. The tenant pays its pro rata share of expenses based on gross leasable area which are related to the repairing, maintaining and operating of the common area. These costs would be for the paving, roadways, garage, lighting, trash removal, landscaping, snow and ice removal reasonable depreciation of amortized improvements. Additionally, a 15.0 percent administrative surcharge on the CAM expenses is included. The tenant pays its pro rata share of real estate taxes and insurance expenses based on gross rentable area. The administrative surcharge is not applied to taxes, insurance and utility expenses.

OUTLOT LEASES

Individual outlot leases were not reviewed, and we have assumed the lease terms for the seven outlots which are described in the lease abstracts are true and correct. In this analysis, we have projected that four outlot tenants will not exercise their options. However, two restaurants (American Bandstand and Stuart Anderson's) and the NBD Bank tenants renewal options are assumed to be exercised primarily because of their perceived creditworthiness. Additionally, both Stuart Andersons and NBD Bank have been at the location since the beginning of their leases.

MARKET RENT

In estimating market rents for Keystone at the Crossing Fashion Mall, recent leases were analyzed, actual spaces were examined and leasing plans were reviewed at the subject center and at competitive centers. The charts for the rental rate analysis of the subject's leases are summarized in the Addenda. Although all leases are included within the analysis, greatest weight was given to the more recent leases. As the second level of the Galahad enclosed mall has been a difficult area to lease, we have chosen to temper the rental rates for the spaces available on Galahad's second level. Some of the second level vacant units have never been finished for occupancy and others have recently lost the tenants. Therefore, we have applied a rental rate for the appropriate size units on the second level of Galahad that is 50.0 percent of the rental rate for a similar size units in the enclosed mall.

LANDAUER                                                                      61
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On the facing page is a survey of some of the competing strip shopping centers in the area. Data from River Center and Fashion Commons could not be obtained; however, as much newer centers (1996-1997 construction), the rental rates found in them might not be comparable to the subject which was built in 1985. The shopping centers indicate rental rates ranging from $12.00 to $18.00 per square foot. The more recent leases in the shoppes range from $14.00 to $16.50 per square foot, with $15.00 per square foot most commonly found. We have concluded $15.00 per square foot as most commonly found in the shoppes, which is supported by rental rates in other centers.

Also found on the facing page is a survey of restaurant outlot rentals. The rental rates range from $15.71 to $28.40 per square foot and some of the tenants have percentage rent clauses. Rentals 1 and 2 are considered to have inferior locations compared to the subject. Although Rental 3 is located near the subject, it does not have E. 86th Street exposure and is considered inferior as to location. Rentals 4 and 5 are two of the subject's outlot tenants which have exposure to East 86th Street and Fashion Mall identity. Based on the leases at the subject as supported by the other comparable leases, we are of the opinion that a market rental rate of $20.00 per square foot should be applied to the subject's outlot buildings.

The rental rate conclusions are summarized as follows:

                             Rental Rate Conclusions

                        Size of Space    No. of    Average
                        (Sq. Ft.)        Leases    Rent/SF
                        ---------        ------    -------

                        Food Court         6       $40.00
                        Food Specialty     4       $30.00
                        Jewelry            5       $30.00
                        Restaurant         4       $20.00
                        500-1,000          9       $35.00
                        1,001-2,000       19       $30.00
                        2,001-10,000      44       $25.00
                        10,001 +           3       $20.00
                        Shoppes           19       $15.00
                        Outlots            7       $20.00

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The forecasted basic lease structure and assumptions have been derived from the market, as determined by the rent survey and activity at the subject. The assumptions used in the DCF Analysis are:

Projection Period: The projection period begins April 1, 1997, and extends for a term of 10 years through March, 2006. Fiscal year 1998 (the first full year) is used as the initial base year. The 11th year's (FY-2007) net operating income is capitalized to establish the reversionary value and is added to the 10th year cash flow.

Gross Leasable Area:  349,222 square feet (Enclosed Mall)

Lease Term: Typical leases at the subject are for a 10-year term. Although lease terms in the Shoppes vary from 3 to 10 years, we have also selected 10-year terms for these tenants.

Growth Rates: Market rental rates have annual escalations of 3.5 percent from the first year. Expense categories are escalated annually at a rate of 3.5 percent through the projection period, except for management fees which are based upon a percentage of base rent and percentage rent.

REVENUE

Minimum Rent: Rental rates for current tenants are dependent on specific lease terms which have been modeled in our analysis. For currently vacant spaces and for lease rollovers, tenant spaces have been assigned the market rent for the appropriate category.

Expense Recoveries: Most of the leases at the center are structured on a net basis with the tenant responsible for their defined pro rata share of operating expenses and real estate taxes based on gross leasable area. Common Area (CAM) and Food Court Expenses are related to the maintenance and repair of the common area of the center (site, parking area, etc.) and the food court. Items included within the CAM include: landscaping, snow removal, insurance, lighting and parking lot repairs. In

LANDAUER                                                                      63
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the food court area, maintenance and cleaning expenses are found. Most tenants pay a direct pro-rata share of these expenses based on the GLA at the mall and the food court tenants pay a pro rata share of food court GLA. These expenses include a 15.0 percent administrative charge, and the CAM expense total is offset by anchor tenant contributions. Real Estate Taxes and Insurance Expenses are recovered based on the tenants prorated share of the GLA. The anchor tenants and outlot tenants are separately assessed for real estate taxes. We have not included the anchor and outlot tenant taxes in this analysis. The anchor tenants are considered credit tenants and no vacancy and credit loss is charged against their rent and operating expense contributions, including real estate taxes. However, we have included outlot taxes for the fact than if the outlot tenants ever vacate their buildings, the landlord would be required to pay the taxes on the improvements during the time required to release the buildings. Therefore, we have applied taxes to the outlots with recoveries based on a pro rata share of total outlot GLA.

Percentage Rent: Also known as overage rent, percentage rent cited in the existing leases vary from 1.0 to 10.0 percent of sales above a natural or predetermined breakpoint. The most typical percentage rent rates found at the subject are 5.0 to 6.0 percent. Future sales volume forecasts for each tenant are based upon the information from 1994, 1995, and 1996 sales volume. Also, the previous owner's 1997 sales projections were considered.

Vacancy/Credit Loss: A 2.0 percent deduction is taken against effective gross income to account for anticipated future vacancies and credit losses. All mall tenants are subject to the vacancy credit; however, the anchor stores are not subject to the credit loss factor.

Other Incomes: Other incomes are generated from temporary tenants, kiosk tenants and storage leases. In this analysis, the temporary tenant category includes income from common area licenses, cart rental and temporary tenants. We have also projected storage rental and kiosk rental income. Temporary tenant income is estimated to be $50,000 for 1997. Kiosk income is estimated to be $20,500 and storage income is estimated to be $9,500. All of these incomes are increased at the general growth rate of 3.5 percent per year.

LANDAUER                                                                      64
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Tenant Retention Ratio: Upon the expiration of the existing leases, it is estimated that 80.0 percent of the expiring tenants will renew and 20.0 percent will vacate when the leases expire. This ratio is applied to both enclosed mall tenants and shoppes tenants based on historical retention.

Vacancy Between Leases: A weighted average of two months vacancy between leases is assumed at rollover for all enclosed mall, shoppes and outlot tenants, except the second floor units in Galahad. The second floor of Galahad is difficult to lease, and if a tenant vacated, it is our opinion that a longer period of time will be required to find a tenant for these spaces; therefore, we have applied a 4 month vacancy between leases for the second floor Galahad units. The weighted averages assume an actual downtime of six to nine months for all tenants, but 12 to 18 months for second floor Galahad tenants.

Rent Concessions: Rent concessions are not common in the regional mall market. However, some malls will give free rent in lieu of contributing toward the tenant's alterations. No rent concessions are assumed in this analysis.

Lease-up Assumptions: As of April 1, 1997, the subject is projected to have 45,767 square feet of vacant space, including 26,643 square feet on the second floor of Galahad and 2,560 square feet in the retail shoppes building. Our assumptions for leasing the vacant units are shown in the chart on the facing page. When leasing the enclosed mall and shoppes tenants, we have given consideration to the leasing projections presented by the landlord for Units 123, 41, 3329 and 134. We have projected the lease-up of the remaining spaces at one month intervals beginning in July 1997 and extending to May 1998. Rental rates and tenant finish allowances are taken into consideration based on the characteristics of individual spaces.

For the second floor of Galahad, we have chosen to lease these vacant units last, at three month intervals beginning in July 1998. The landlord has provided a leasing projection and schedule for the second floor of Galahad, showing plans to lease 41,426 square feet between March and November 1997. The plan necessitates the relocation of some first floor tenants to create two units that would have both first and second floor access to shoppers. The rental rates were projected to be from $20.00

LANDAUER                                                                      65
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to $50.00 per square foot. Tenant finish costs were estimated to be from $30.00 to $100.00 per square foot. The leasing plan is already behind schedule and there is no assurance that the plan will be fulfilled. Therefore, we have made our own lease-up projections which are conservative and include a delayed and lengthy period of lease-up and lower rental rates. We have also included lower tenant finish costs of $20.00 per square foot.

Options: Many of the tenants have renewal options included in their original leases. Most of the renewal terms cited in the leases indicate that the renewal rental rate will be at the prevailing market level. For this reason, we have not exercised any renewal options. However, for three outlot tenants (American Bandstand, Stuart Anderson's and NBD Bank), we have exercised their options because of their perceived creditworthiness and longevity at the subject for two of the tenants.

Renewals: Upon expiration of current leases, tenants are renewed at the rental rate established for the unit characteristics, and we have included a rental step of $3.00 per square foot after the 60th month. The sales volume continues from the base lease is 100.0 percent of the prior sales. Each tenant is charged with a weighted average tenant improvement allowance.

EXPENSES

Operating Expenses: Operating expense estimates for Keystone at the Crossing Fashion Mall were based primarily upon historical data from 1995 actual, and 1996 projected figures. The 1997 budget estimate of expenses was also analyzed. We have also taken into consideration expense data from other similar shopping centers as well as from trade publications such as Dollars and Cents of Shopping
Centers: 1995, published by the Urban Land Institute. However, our expense conclusion is based primarily upon the historical levels found at the subject and the 1997 budget. When analyzing the operating statements, we have reconciled the anchor tenant contributions which shows as a deduction in the statement. A summary of the historical operating levels are found in the table on the facing page. Within the table we have also made an allocation of expenses between the various areas: Guinevere, Galahad, shoppes and outlots.

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Recoverable Common Area (CAM) Expenses: Common area expenses include items such as utilities, HVAC, cleaning, repairs, lighting, landscaping, music, pest control security, supplies, water and sewer. This expense has been increasing steadily since 1995. The projected 1996 amount is $1,798,026 with the 1997 budget estimated to be about 6.0 percent higher at $1,926,799. We have included a small amount of expenses attributable to the outlot buildings in this category. We have concluded on the 1997 budget amount and have increased the expense by 3.5 percent.

Insurance Expense: The insurance expenses have fluctuated over the last three years. In 1995 the expense was the highest at $171,854 and declined to $130,141 in 1996, as projected. The 1997 budget shows a 7.2 percent increase over the 1996 projection. In this analysis, we have concluded insurance expenses based on the estimated 1997 budget amount which increases each year based on an expense growth rate of 3.5 percent.

Real Estate Taxes: Real estate taxes are concluded at an estimated level as discussed in the previous Real Estate Tax section of the report. Taxes for the enclosed, retail shoppes and outlots are included in the analysis. We have not included the real estate taxes for the owned anchor tenant parcels, as they pay the taxes directly to the Treasurer. As displayed in the Real Estate Tax Section of this report, the subject's taxes are based on historical levels levied against the subject and as estimated by the Treasurer for payment in 1997. Real estate taxes will increase each year based on an annual growth rate of 3.5 percent.

Management Fee: Management fees in the regional mall market range from 3.0 percent to 5.0 percent, depending on the revenues to which it is applied and whether leasing commissions are paid separately. For most malls, the management fee is typically in the range of 4.5 percent of minimum and percentage rent and utility sales, charged between related entities. When applied to all revenue, management fees range between 3.0 and 3.5 percent. A higher management fee of
5.0 percent would be applied to a lower level of minimum and percentage rent; however, when leasing commissions are separately charged, the management fee would be lower. At the subject, the management fee is 4.0 percent of base rent and percentage rent for mall and shoppes tenants and 2.0 percent for outlot tenants. Additionally, leasing commissions are charged separately from the management fee. For the Keystone

LANDAUER                                                                      67
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at the Crossing Fashion Mall, we conclude 4.0 percent which is applied to all base and percentage rent for all tenants, including the outlot tenants. Leasing Commissions are charged separately

Merchant's Association: The landlord contributes to the merchant's association. In some leases the landlord's contribution is identified as 25.0 percent of the tenant's contribution. Historically, the landlord's merchant's association expense has ranged from $85,712 to $126,227, but is not identified in the 1997 budget. For this analysis, we have concluded $100,000 as the landlord's contribution to the merchant's association.

Other and Professional: The concluded amount is supported by the historical levels shown in the chart. We note that the landlord did not provide an estimate of other expenses in the 1997 budget. In this analysis, we have concluded $115,000 for the combination of other ($60,000) and professional fee ($50,000) expenses. This expense increases by 3.5 percent per year in the analysis.

Ground Rent: The Fashion Mall is subject to seven ground leases as previously discussed. The ground lease rental is specified as 5.0 percent of base and percentage rent from the tenants, and our ground lease rental for 1997 is estimated to be about $590,000. In this analysis, we have applied 5.0 percent to base rent and 4.8 percent to percent rent because of the terms of one of the ground leases.

TOTAL EXPENSES

The total expenses as concluded for 1997 are projected to be $4,109,066. The 1995 actual expenses were $3,009,461, and the 1996 projected expenses were $3,653,559. The 1997 budget estimate is $3,919,513 and our conclusion is 6.0 percent higher because of the inclusion of the landlord's contribution to the merchant's association, other expenses and a higher ground rent estimate. Overall, the expenses are considered typical for a regional mall.

LANDAUER                                                                      68
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OCCUPANCY COSTS

Occupancy cost tables are located in the Addenda. The mall occupancy costs are relatively stable averaging 8.51 percent, but over the ten year holding period, range from a low of 8.38 to a high of 8.66 percent. Occupancy costs for the enclosed mall tenants were reviewed which range from as low as 6.0 percent to as high as 29.0 percent. The occupancy costs for Guinevere tenants are lower (about
10.0 percent) compared to Galahad tenants (about 10.4 percent). For the retail shoppes tenants, the occupancy cost is about 17.5 percent over the holding period. The occupancy cost for the anchors is about 4.6 percent over the holding period. We note for these calculations, that the tenant's Merchant Association Fees are not included in the calculation, and if included, the occupancy costs would likely increase a small amount. Within the regional mall market, enclosed mall (in-line) retail tenant's occupancy costs would be below the 12.0 percent range, and the subject's occupancy costs of 10.25 percent are well below the average.

On a tenant by tenant basis for enclosed mall tenants, the occupancy cost ranges from 6.0 to 29.0 percent. Those tenants with low occupancy costs would likely have a high probability of renewing their leases upon expiration of their lease. Conversely, the tenants with high occupancy costs would have a low probability of renewing their leases upon lease expiration. Nevertheless, the total mall occupancy cost is within reason, and we have confidence in the cash flow and assumptions used in the analysis. The occupancy costs from this analysis appear reasonable, and point to a stable mall operation.

CAPITAL ITEMS

This non-operating expense category includes tenant alteration and improvement costs, leasing commissions, and a capital reserve (or reserve for capital replacements).

Tenant Alterations: We note that about the time that many of the current enclosed mall tenant leases expire, the tenant spaces will be 10-years old and would require some refurbishing. Furthermore, the

LANDAUER                                                                      69
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enclosed mall tenants' renewal options specify that the renewal rental rate will be renegotiated to a market level, and there is no rental rate incentive for the tenant to renew. The landlord and tenant will renegotiate the rental rate with the tenant most likely demanding that the landlord contribute to refurbishing its space as if it was a new lease. To remain competitive in the future, new tenants will likely demand and receive from the landlord a larger amount of tenant finish. Local tenants would typically receive a lesser amount of tenant finish as will tenants with short term leases. National and retail tenants with longer lease terms or good credit would receive a greater amount of tenant finish from the landlord.

Detail on landlord's new tenant improvement allowance has been provided. The information indicates that the tenant finish contribution for new tenants will average about $7.62 per square foot for new mall tenants on the first floor of Galahad and $32.77 on both floors of Guinevere. The landlord's contribution toward tenant finish is estimated to be from $30.00 to $100.00 per square foot for the second floor of Galahad. For renewals, the average tenant finish contribution was about $5.33 per square foot for Galahad and $0.00 per square foot for Guinevere. For this analysis, we will conclude $20.00 per square foot for new tenants and $5.00 per square foot for renewing tenants. This rate will be applied to all tenants including second floor Galahad space which has a reduced market rental rate that is 50.0 percent of the rental rate for comparable space in other parts of the mall.

The landlord does not contribute toward the tenant finish of spaces in the retail shoppes. However, free rent has been given in lieu of tenant finish which has averaged $5.33 per square foot for new leases and nothing for renews. For this analysis, we have applied $5.00 per square foot for new tenants and no allowance for renewing tenants. The leasing probability ratio of 80.0 percent renew and 20.0 percent vacate is applied to both the enclosed mall and shoppes tenants.

Leasing Commissions: Leasing commissions at the subject property were detailed by the landlord. For enclosed mall tenants the leasing commission has been about $5.50 per square foot for new tenants and $2.00 per square foot for renewing tenants. At the retail shoppes, the leasing commission for new tenants is about $3.20 per square foot for new tenants and $1.00 per square foot for renewing tenants.

LANDAUER                                                                      70
REAL ESTATE COUNSELORS


In this analysis, the leasing commissions are applied as described above. The leasing probability ratio of 80.0 percent renew and 20.0 percent vacate is applied to all of the leasing commissions.

Capital Reserves: This category accounts for the fact that capital items such as the roof, building mechanical systems, and parking lot eventually will need major repairs or replacement. We are projecting a $0.10 per square foot replacement reserve expense, growing at a 3.5 percent rate.

Cash Flow Analysis: Based upon the foregoing assumptions and projections, the cash flow forecast for Keystone at the Crossing Fashion Mall is presented on the following page.

                            KEYSTONE AT THE CROSSING
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 4/1/97 FOR 11 YEARS

                         FY1998       FY1999      FY2OOO       FY2OOl         FY2002
INCOME
------
MINIMUM RENT:
ALL TENANTS          11,075,384   11,566,158  12,094,548    12,496,258    12,893,642
                     ----------   ----------  ----------    ----------    ----------
TOTAL MINIMUM RENT   11,075,384   11,566,158  12,094,548    12,496,258    12,893,642

RECOVERIES:
COMMON AREA MAINT.    2,106,590    2,260,875   2,430,636     2,555,140     2,706,575
REAL ESTATE TAX         715,655      767,765     818,138       859,447       902,029
INSURANCE               123,295      133,970     143,216       150,713       158,711
FOOD COURT CAM           98,556       87,863     105,576       106,263       113,094
                     ----------   ----------  ----------    ----------    ----------
TOTAL RECOVERIES      3,044,096    3,250,473   3,497,566     3,671,563     3,880,409
OVERAGE RENT            560,486      684,958     786,883       819,669       922,207
                     ----------   ----------  ----------    ----------    ----------

GROSS RENTAL
 INCOME              14,679,966   15,501,589  16,378,997    16,987,490    17,696,258
CREDIT LOSS            (247,440)    (262,102)   (277,383)     (288,649)     (301,890)
TEMPORARY TENANTS        50,438       52,203      54,030        55,921        57,878
KIOSKS                   20,679       21,403      22,152        22,928        23,730
STORAGE                   9,583        9,919      10,266        10,625        10,997
                     ----------   ----------  ----------    ----------    ----------
TOTAL INCOME         14,513,226   15,323,012  16,188,062    16,788,316    17,486,974

EXPENSES
--------
COMMON AREA MAINT.    1,943,659    2,011,686   2,082,095     2,154,969     2,230,392
REAL ESTATE TAX         790,464      818,130     846,764       876,401       907,075
NON-RECOVERABLE         116,006      120,066     124,269       128,618       133,120
MERCHANT'S ASSOC.       100,875      104,406     108,060       111,842       115,756
GROUND RENT             588,301      619,014     647,913       670,355       692,892
FOOD COURT CAM           98,555      102,004     105,574       109,270       113,094
INSURANCE               140,519      145,437     150,527       155,796       161,249
MANAGEMENT FEE          465,435      490,045     515,258       532,637       552,633
                     ----------   ----------  ----------    ----------    ----------
TOTAL EXPENSES        4,243,814    4,410,788   4,580,460     4,739,888     4,906,211
                     ----------   ----------  ----------    ----------    ----------
NET OPERATING
 INCOME              10,269,412   10,912,224  11,607,602    12,048,428    12,580,763

ALTERATIONS             419,594      452,457     655,335       364,245       225,656
COMMISSIONS             129,985      139,149     213,175       135,176        79,283
RESERVES                 70,000       72,450      74,986        77,610        80,327
                     ----------   ----------  ----------    ----------    ----------
CASH FLOW             9,649,833   10,248,168  10,664,106    11,471,397    12,195,497

                          FY2003       FY2004       FY2005        FY2006       FY2007      FY2008
INCOME
------
MINIMUM RENT:
ALL TENANTS           13,074,942   13,135,724   13,536,240    13,973,260   14,312,294  14,542,734
                      ----------   ----------   ----------    ----------   ----------  ----------
TOTAL MINIMUM RENT    13,074,942   13,135,724   13,536,240    13,973,260   14,312,294  14,542,734

RECOVERIES:
COMMON AREA MAINT.     2,793,916    2,862,614    2,952,166     3,072,765    3,179,443   3,293,696
REAL ESTATE TAX          937,030      960,491      990,853     1,030,320    1,061,225   1,101,570
INSURANCE                163,522      167,038      172,608       179,180      184,687     190,479
FOOD COURT CAM           117,054      121,152      125,388       129,780      134,322     139,020
                      ----------   ----------   ----------    ----------   ----------  ----------
TOTAL RECOVERIES       4,011,522    4,111,295    4,241,015     4,412,045    4,559,677   4,724,765
OVERAGE RENT           1,062,003    1,176,284    1,257,713     1,337,564    1,300,546   1,456,292
                      ----------   ----------   ----------    ----------   ----------  ----------

GROSS RENTAL
 INCOME               18,148,468   18,423,304   19,034,968    19,722,868   20,172,518  20,723,792
CREDIT LOSS             (309,751)    (313,780)    (324,880)     (337,793)    (345,934)    (356,080)
TEMPORARY TENANTS         59,904       62,001       64,171        66,417       68,741      71,147
KIOSKS                    24,561       25,420       26,310        27,231       28,184      29,170
STORAGE                   11,382       11,780       12,192        12,619       13,061      13,518
                      ----------   ----------   ----------    ----------   ----------  ----------
TOTAL INCOME          17,934,564   18,208,724   18,812,762    19,491,344   19,936,570  20,481,548

EXPENSES
--------
COMMON AREA MAINT.     2,308,456    2,389,252    2,472,876     2,559,426    2,649,006   2,741,721
REAL ESTATE TAX          938,823      971,681    1,005,690     1,040,889    1,077,320   1,115,027
NON-RECOVERABLE          137,779      142,601      147,592       152,758      158,105     163,638
MERCHANT'S ASSOC.        119,808      124,001      128,341       132,833      137,482     142,294
GROUND RENT              706,854      719,231      743,603       766,660      782,790     804,501
FOOD COURT CAM           117,052      121,149      125,389       129,778      134,320     139,021
INSURANCE                166,892      172,734      178,779       185,037      191,513     198,216
MANAGEMENT FEE           565,476      572,479      591,756       612,431      624,511     639,959
                      ----------   ----------   ----------    ----------   ----------  ----------
TOTAL EXPENSES         5,061,140    5,213,128    5,394,026     5,579,812    5,755,047   5,944,377
                      ----------   ----------   ----------    ----------   ----------  ----------
NET OPERATING
 INCOME               12,873,424   12,995,596   13,418,736    13,911,532   14,181,523  14,537,171

ALTERATIONS               35,696      208,805      369,918       497,322      560,829     348,984
COMMISSIONS               12,047       72,044      150,294       174,430      189,279     131,640
RESERVES                  83,138       86,048       89,060        92,177       95,403      98,742
                      ----------   ----------   ----------    ----------   ----------  ----------
CASH FLOW             12,742,543   12,628,699   12,809,464    13,147,603   13,336,012  13,957,805


LANDAUER                                                                      72
REAL ESTATE COUNSELORS


DISCOUNTED CASH FLOW ANALYSIS

As previously discussed, once the projected income stream over the projection period is determined, the next step is to discount the periodic cash flow and the reversion at the end of the holding period to an indicated value as of the valuation date. The following definitions and assumptions were employed in our analysis.

Net Operating Income: Net income remaining after all expenses but before capital items, i.e., tenant improvement cost, leasing commissions, and capital expenditures.

Cash Flow: Income available after all capital items, including reserves, leasing commissions and tenant improvements.

Overall Rate: A rate which reflects the relationship of the first year's net income to total value, derived by dividing the net income by the indicated value.

Discount Rate: A rate of return used to estimate the present value of future cash flows including the reversion (sales proceeds) of the property at the end of the holding period. The discount rate is alternately called an Internal Rate of Return.

Terminal Capitalization Rate: An overall rate applied to the projected net operating income at the end of the holding period to determine the amount of the reversion. A disposition fee is usually deducted from the reversion.

Holding Period: A holding period is the term of ownership of an investment, also referred to as the projection period for the purposes of analysis and valuation.

LANDAUER                                                                      73
REAL ESTATE COUNSELORS


RATE SELECTION

The selection of appropriate Discount Rates and Terminal Capitalization Rates for use in arriving at an estimate of value is a judgmental process. Regional malls similar to the subject have a market appeal to both national and local investors. Therefore, competition with many other investment vehicles has an influence on rates of return required by investors.

One method used to estimate an appropriate discount rate to apply in the discounted cash flow model is to analyze the investment parameters of institutional-type investors, both for real estate and non-real estate types of investments.

The following yields were noted for non-real estate investments for the year ending March 21, 1997.

                        Non-Real Estate Investment Yields

                  Investment Instrument          Yield Rate
                  ---------------------          ----------

                  Government Bonds (10 Years)        6.73%
                  U.S. Treasury (30 Years)           6.97%
                  Aaa-rated Corporate Bonds          7.61%
                  Baa-rated Corporate Bonds          8.22%
                  A-rated Utility Bonds (30 Years)   8.11%

Government issues, considered near risk-free, tend to offer the lowest yield, while Baa-rated issues are generally among the highest. Yield rates have increased since one year ago in response to a slowing economy. Ten-year government bonds have increased over 37 basis points since last year, with 30-year treasury bills increasing 30 basis points.

For real estate investments, rates may be influenced by risk, degree of liquidity, burden of management, tax benefits, and future appreciation or depreciation. Adjustments must be made to the safe rate to compensate for these factors. Consequently, required real estate yields are generally higher than those for non-real estate investments.

LANDAUER                                                                      74
REAL ESTATE COUNSELORS


The discount rates and terminal capitalization rates applicable to first-tier regional malls have remained relatively stable over the last year. As summarized on the facing page, according to the Korpacz Real Estate Investor Survey, First Quarter 1997, discount rates range from 10.0 to 14.0 percent, with an average of
11.69 percent. This represents a 19 basis point increase from average rates of one year ago. Residual capitalization rates range from 7.0 to 11.0 percent, with an average of 8.76 percent, a 20 basis point increase from first quarter 1996 levels. First year overall rates are reported at 7.00 to 11.0 percent with an average of 8.57 percent, representing a 46 basis point increase from last year's rates. CB Commercial's National Investor Survey, Third Quarter 1996, also indicates lower ranges for Class A regional malls, but similar averages in discount rates (10.0-11.8 percent, average 11.1 percent), terminal capitalization rates (7.0-9.5 percent, average 8.7 percent), and going-in capitalization rates (7.0-9.0 percent, average 8.2 percent). These rates show changes from the first quarter of 1996, with the exception of the terminal capitalization rate which did not change.

In addition to the investor survey, we have reviewed the market for recent sales of regional malls in order to extract rates from the market. The table on the following facing page shows the rates for the regional mall sales that have sold since 1991.

The sales indicate a range of discount rates (IRR) from 10.50 to 14.70 percent with an average of 11.91 percent. Initial capitalization rates range from 6.80 to 12.60 percent with an average of 8.44 percent. Overall rates varied based on the number of anchors included in the sale as well as on expansion opportunities of a center. This usually results in a lower rate because investors can expect to reap a development profit from a potential increase in cash flow.

Yield requirements for investment properties throughout the United States have been relatively stable over the past year and competition for the better properties appears to be steady due to a variety of factors, including the scarcity of good quality investment real estate, the desire for an adequate hedge against inflation, and the quest for a safe haven for investment capital. Arising out of concerns over troubled real estate markets due to a receding economy and overbuilding, investor cash flow

LANDAUER                                                                      75
REAL ESTATE COUNSELORS


projections today tend to be more "realistic", incorporating assumptions and probabilities in keeping with actual market experience and predicated upon moderate future expectations.

Good quality regional malls remain the top property preference for investors. Demand for these relatively scarce properties is strong and the market is characterized as a "seller's" market whereby the best properties are bid up in price. The market for average or "B" quality malls is less active than "A" malls like the subject in similar locations, and these properties must be competitively priced in order to attract buyers.

The subject property is considered among the top malls in its metropolitan area, second to Circle Centre but equal to Castleton Square. Competition primarily comes from existing retail in the neighborhood which is presently being expanded with the construction of River Center and Fashion Commons. Regional mall competition is from Castleton Square, Glendale Center and Circle Centre. The entire subject property is on a ground lease which extends to 2067 and has an annual rental based on a percentage of tenant base rent and percentage rent. Taking these factors into consideration, it is our opinion that a discount rate of 11.75 percent is applicable to the cash flows forecast during the ten year holding period. Further, a terminal capitalization rate of 9.5 percent applied to the 11th year net operating income is appropriate to calculate the reversion value estimate.

VALUATION BY DISCOUNTED CASH FLOW ANALYSIS

The initial step when discounting with this methodology is to estimate the appraised property's reversionary value. Our reversion calculation assumes that the property would be sold at the end of the previously stated holding period. The reversion value of the property at that time is estimated by dividing the forecast net operating income (NOI) from the year following the projected holding period by the terminal capitalization rate. In addition, disposition costs of 0.5 percent are applied against the reversionary value in order to arrive at an estimate of the net reversion. The net reversion value is added to the last year of the projection period's net cash flow, which then represents the total future net cash flow to be received in that last year.

LANDAUER                                                                      76
REAL ESTATE COUNSELORS


MARKET VALUE ANALYSIS AS OF MARCH 18, 1997

This analysis begins April 1, 1997, and continues for ten years, ending March 31, 2006. The 11th year net operating income (Fiscal Year 2008) is capitalized to produce an estimated reversionary value at the end of the holding period.

Considering the foregoing, the results of our analysis for Keystone at the Crossing Fashion Mall is as follows:

                          Calculation of the Reversion

                   11th Year NOI (FY 2008)       $14,537,171
                   Terminal Cap Rate                    9.5%
                   Gross Reversion              $153,022,853
                   Disposition Costs (0.5%)         (765,114)
                                                ------------
                   Net Reversion                $152,257,738

This net reversion is then added to the 10th year's net cash flow, which then represents the total future net cash flow to be received in the 10th year. The following matrix shows the values indicated by discounting the cash flows at rates of 11.50, 11.75 and 12.00 percent. The square foot value equivalent is based on 648,222 square feet for Fashion Mall including anchors, mall, shoppes and outlots.

                                Valuation Matrix

                    Discount
                      Rate     Property Value   Price/SF
                      ----     --------------   --------

                     11.50%     $117,669,846     $181.53
                     11.75%     $115,808,148     $178.66
                     12.00%     $113,986,324     $175.84

LANDAUER                                                                      77
REAL ESTATE COUNSELORS


Utilizing a 11.75 percent discount rate, the estimated value is $116,000,000 (rounded). Based on the concluded value, the overall rate in the first year is
8.9 percent and 9.4 percent in second year. The discounted reversionary value of $50,130,733 represents 43.2 percent of the final value, below 50/50 ratio preferred by many investors for a stabilized property. However, the reversion contribution to value also suggests that more reliance is placed in the cash flow, which is an investment assumption confirmed by numerous investors who have purchased malls in secondary markets.

INDICATED VALUE BY THE
DISCOUNTED CASH FLOW ANALYSIS.....................................$116,000,000
                                                                  ============

LANDAUER                                                                      78
REAL ESTATE COUNSELORS


CORRELATION AND CONCLUSION

In this report, we have utilized the Sales Comparison and Income Approaches in estimating the Market Value of the Leasehold Interest of the subject property. A summary of our value estimates by each approach is as follows:

            Cost Approach                Not Applicable

            Sales Comparison Approach    $105,000,000 to $123,000,000

            Income Approach              $116,000,000

The reliability of the Cost Approach for the appraised property is weakened because an investor--the most probable potential purchaser of the property--typically is more concerned with the property's location, amenities, and ability to generate a required cash flow than with its replacement cost. In addition, the Cost Approach does not directly reflect the specific terms of actual leases signed or in negotiation at the property. Therefore, we have not used a Cost Approach in this analysis.

The Sales Comparison Approach is an appraisal technique whereby the data of recent transactions involving similar or like properties is analyzed in order to derive an indication of the most probable sale price of the property being appraised. The reliability of this technique is dependent upon (a) the availability of comparable sales data, (b) the verification of the sales data,
(c) the degree of comparability or extent of adjustment necessary for various factors, and (d) the absence of non-typical conditions affecting the sale price. In this instance, the significant amount of income received from the garage operation serves to skew traditional multipliers and indications of value.

This approach is most meaningful when income properties exhibit similar income and expense characteristics. The sales utilized in the analysis are national in nature, but are not truly comparable because of varying economic structures of the transactions, including lease structures, occupancy, etc. However, the adjusted value range and the rates exhibited by the sales is useful as a check of the reasonableness of the Income Approach. The value range in this analysis is wide, 17.1 percent,

LANDAUER                                                                      79
REAL ESTATE COUNSELORS


because of the weaknesses in the methodology and does not provide us with much confidence in the Sales Comparison Approach. However, the value range brackets and supports the value indication produced by the Income Approach.

Most significant is the Income Approach, which focuses on investors' primary concerns about the property's potential for generating income and value appreciation. This approach is particularly relevant when well-supported market rent and income data are available, and when major cash flow assumptions are supported by market-derived analysis. Because this approach closely parallels the thinking of well-informed buyers and sellers of income-producing properties, the present value estimate by this approach is given the most weight. Greatest reliance is placed on the Discounted Cash Flow Analysis value estimate.

After consideration of the factors presented in this report and with greatest consideration given to the Discounted Cash Flow Analysis of the Income Approach in arriving at a final value, the Market Value of the Leasehold Interest in Keystone at the Crossing Fashion Mall, as of March 18, 1997, subject to existing tenant leases and the Assumptions and Limiting Conditions stated herein, is estimated to be:

                       ONE HUNDRED SIXTEEN MILLION DOLLARS
                                  $116,000,000

                                     ADDENDA


                                Legal Description
                         Photographs of Subject Property
                              Ground Lease Summary
                                  Leasing Plan
                                Real Estate Taxes
                                  Rental Rates
                                  Retail Sales
                                 Occupancy Costs
                             Lease Abstract Reports
                           Professional Qualifications

                                   EXHIBIT A

PARCEL 1: The [ILLEGIBLE] Parcel (Fashion Mall II)

Land being a part of the West Half of the Southwest Quarter of Section 17 and part of the Southeast-Quarter of Section 18, of Township 17 North, Range 4 East in Marion County, State of Indiana, more particularly described as follows:

Commencing at the Southwest corner of the Southeast Quarter of said Section 8 (said corner being marked by a brass plug;) thence South 89 degrees 34 minutes 30 seconds East (record bearings) along the South line of said Southeast Quarter
Section 2651.67 feet to the Southeast corner of said Section 18; thence South 89 degrees 08 minutes 38 seconds East along the South line of the West Half of the Southwest Quarter of Section 17, Township 7 North, Range 4 East in said county,
322.83 feet to a point on the West right-of-way line of an access road constructed by the Indiana State Highway Commission as a part of Project No. S-165(13); thence North 00 degrees 12 minutes 18 seconds East along said West right-of-way line and parallel with the West line of the Southwest Quarter of said Section 17, 106.94 feet to the point of Beginning of the real estate described herein; thence continuing North 00 degrees 12 minutes 18 seconds East along said West right-of-way line and parallel with said West line of the Southwest Quarter of said Section 17, 116.55 feet to the Northwest corner of Parcel 3 Permanent right-of-way 1, recorded as Instrument #72-29001 in the Office of the Recorder of Marion County, Indiana; thence North 89 degrees 12 minutes 36 seconds West 205.08 feet; thence South 00 degrees 12 minutes 18 seconds West parallel with said East line 380.24 feet; thence North 89 degrees 47 minutes 42 seconds West 44.50 feet to a point on the East line of Access Road No. 5 recorded as instrument #78-38380 in said Office of the Recorder of Marion County; thence South 00 degrees 12 minutes 18 seconds West along said East line a distance of 202.83 feet; thence South 89 degrees 47 minutes 42 seconds East perpendicular to said East line a distance of 195.00 feet; thence South 00 degrees 12 minutes 18 seconds West parallel with said East line a distance of
22.00 feet; thence North 89 degrees 47 minutes 42 seconds West perpendicular to said East line a distance of 195.00 feet to a point on said East line; thence South 00 degrees 12 minutes 18 seconds West along said East line a distance of
116.54 feet to a point on the Northerly line of Access Road No. 7 as per Instrument #78-51427 recorded in said Office of the Recorder of Marion County; thence the following 3 courses along said Northerly line; (1) South 6 degrees 09 minutes 42 seconds East 317.81 feet to a point on a curve concave Northerly having a central angle of 33 degrees 30 minutes 30 seconds and a radius of
120.00 feet; (2) Easterly along said curve an arc distance of 10.18 feet, said arc being subtended by a chord bearing South 72 degrees 54 minutes 57 seconds East having a length of 69.18 feet; (3) South 89 degrees 30 minutes 12 seconds East 418.76 feet to the Point of Beginning.

                                    Continued                     EXHIBIT A

[ILLEGIBLE] therefore, the following described portion that was added as [ILLEGIBLE]

A part of the Southeast Quarter of Section 18, Township 17 North, Range 4 East, in Marion County, Indiana, more particularly described as follows:

From the Southwest corner of the Southeast Quarter of said Section 18, South 89 degrees 34 minutes 30 seconds East along the South line of said Southeast Quarter a distance of 2651.67 feet to the Southeast corner of Section 18; thence North 00 degrees 12 minutes 18 seconds East along the East line of said Southeast Quarter 1223.12 feet; thence North 89 degrees 12 minutes 36 seconds West a distance of 426.78 feet, said point being the Northeast corner of Access Road Number 5; thence South 00 degrees 12 minutes 18 seconds West on the East line of Access Road Number 5, a distance of 826.80 feet, said point being the point of beginning of this description.

From the point of beginning South 89 degrees 47 minutes 42 seconds East, 149.01 feet; thence South 00 degrees 12 minutes 18 seconds West, 199.50 feet; thence North 56 degrees 09 minutes 42 seconds West, 33.63 feet; thence North 00 degrees 12 minutes 18 seconds East, 152.87 feet; thence North 89 degrees 47 minutes 42 seconds West, 121.01 feet to the East line of Access Road Number 5; thence North 00 degrees 12 minutes 18 seconds East along said East line, 28.00 feet to the point of beginning.

PARCEL 1A: (Fashion Mall II - Part of Vacated Access Road Number 7)

A part of the Southeast Quarter of Section 18, Township 17 North, Range 4 East, in Marion County, Indiana, more particularly described as follows: From the Southwest corner of the Southeast Quarter of said Section 18, South 89 degrees 34 minutes 30 seconds East along the South line of said Southeast Quarter a distance of 2651.67 feet to the Southeast corner of Section 18; thence North 00 degrees 12 minutes 18 seconds East along the East line of said Southeast Quarter 1223.12 feet; thence North 89 degrees 12 minutes 36 seconds West a distance of
426.78 feet, said point being the Northeast corner of Access Road Number 5; thence South 00 degrees 12 minutes 18 seconds West on the East line of Access Road Number 5, a distance of 927.17 feet, said point being the point of beginning of this description. From the point of beginning South 56 degrees 09 minutes 42 seconds East, 94.96 feet; thence South 63 degrees 40 minutes 37 seconds West, 69.17 feet; thence North 56 degrees 09 minutes 42 seconds West,
20.63 feet to the said East line of Access Road Number 5; thence North 00 degrees 12 minutes 18 seconds East, 72.06 feet to the point of beginning.

Parcel 2: (Deleted)

                                    Continued                     EXHIBIT A

PARCEL 3: James Tavern-Lease Parcel

A part of the Southeast Quarter of Section 18, and a part of the Northeast Quarter of Section 19, all in Township 17 North, Range 4 East in Marion County, State of Indiana, more particularly described as follows:

Commencing at the Southwest corner of the Southeast Quarter of said Section 18 (said corner being marked by a brass plug); thence South 89 degrees 34 minutes 30 seconds East (record bearings) along the South line of said Southeast Quarter
Section 2651.67 feet to the Southeast corner of said Section 18; thence South 89 degrees 08 minutes 38 seconds East along the South line of the West half of the Southwest Quarter of Section 17, Township 17 North, Range 4 East in said County,
322.83 feet to a point on the West right-of-way line of an access road constructed by the Indiana State Highway Commission as a part of Project No. S-165(13); thence North 00 degrees 12 minutes 18 seconds East along said West right-of-way and parallel with the West line of the Southwest Quarter of said
Section 17, 1223.49 feet to the Northwest corner of Parcel 3 Permanent Right-of-Way 1, recorded as Instrument #72-29001 in the Office of the Recorder of Marion County, Indiana; thence North 89 degrees 12 minutes 36 seconds West
749.61 feet to a point on the East right-of-way line of a North-South access road; thence South 00 degrees 12 minutes 18 seconds West along said East line 1030.20 feet; thence South 89 degrees 47 minutes 42 seconds East a distance of
43.53 feet to the point of beginning of real estate described herein thence South 00 degrees 12 minutes 18 seconds West a distance of 262.99 feet to a point on the North right-of-way line of 86th Street; thence South 55 degrees 50 minutes 03 seconds East along said North line 310.44 feet; thence South 62 degrees 53 minutes 55 seconds East along said North line 68.40 feet; thence North 00 degrees 12 minutes 18 seconds East a distance of 314.21 feet to a point on the South line of an East-West access road; thence North 89 degrees 40 minutes 12 seconds West along said South line 64.40 feet; thence North 59 degrees 46 minutes 16 seconds West 115.35 feet; thence North 58 degrees 04 minutes 53 seconds West 181.28 feet to the point of beginning.

Except that portion of the above described real estate that was conveyed to the Consolidated City of Indianapolis, by Quitclaim Deed acknowledged March 30, 1988, recorded April 7, 1988, as Instrument #88-31277, in the Office of the Recorder of Marion County, Indiana.

PARCEL 4: Saga Property-Lease Parcel

Land being a part of the Southeast Quarter of Section 18, part of the Southwest Quarter of Section 17, part of the Northeast Quarter of Section 19 and part of the Northwest Quarter of Section 20 of Township 17 North, Range 4 East, in Marion County, State of Indiana, more particularly described as follows:

                                    Continued                     EXHIBIT A

Commencing at the Southwest corner of the Southeast Quarter of said Section [ILLEGIBLE] (said corner being marked by a brass plug); thence South 89 degrees 04 minutes 30 seconds East (record bearings) along the South line of said Southeast Quarter Section 2651.67 feet to the Southeast corner of said Section 18; thence South 89 degrees 37 minutes 53 seconds East along the South line of the West Half of the Southwest Quarter of Section 17, Township 17 North, Range 4 East in said County, 322.81 feet to a point on the Westerly right of way line of an access road constructed by the Indiana State Highway Commission as part of Project No. S-165(13), said point also being on the Northerly line of a right of way grant to the City of Indianapolis, recorded as Instrument No. 82-68938, in the Office of the Recorder of said County; thence North 00 degrees 12 minutes 18 seconds East, along said Westerly right of way line and parallel with the West line of the Southwest Quarter of said Section 17 a distance of 44.19 feet to a point on the South line of Access Road No. 7 as recorded as Instrument No. 78-51427 in the Office of the Recorder of said County; thence North 89 degrees 40 minutes 12 seconds West along said South line 153.56 feet to the point of beginning; thence continuing North 89 degrees 40 minutes 12 seconds West along said South line 234.00 feet; thence South 00 degrees 12 minutes 18 seconds West parallel with the West line of the Southwest Quarter of said Section 17, a distance of 314.21 feet to a point on the Northerly right of way line of 86th Street; thence South 62 degrees 53 minutes 55 seconds East along said Northerly right of way line 262.38 feet; thence North 00 degrees 12 minutes 18 seconds East parallel with the West line of the Southwest Quarter of said Section 17 a distance of 432.40 feet to the point of beginning.

Except that portion of the above described real estate that was conveyed to the Consolidated City of Indianapolis, by Quitclaim Deed acknowledged March 30, 1988, recorded April 7, 1988, as Instrument #88-31277, in the Office of the Recorder of Marion County, Indiana.

PARCEL 5: (West of James Tavern - Lease Parcel)

Land being a part of the Southeast Quarter of Section 18, and a part of the Northeast Quarter of Section 19, all in Township 17 North, Range 4 East in Marion County, Indiana, more particularly described as follows:

Commencing at the Southwest corner of the Southeast Quarter of said Section 18 (Said corner being marked by a brass plug); thence South 89 degrees 34 minutes 30 seconds East (record bearings) along the South line of said Southeast Quarter
Section 2651.67 feet to the Southeast corner of said Section 18; thence South 89 degrees 08 minutes 38 seconds East along the South line of the West half of the Southwest Quarter of Section 17, Township 17 North, Range 4 East in said County,
322.83 feet to a point on the West right-of-way line of an access road constructed by the Indiana State Highway Commission as a part of Project No. S-165(13); thence North 00 degrees 12 minutes 18 seconds East along said West right-of-way line and parallel with the West line of the Southwest Quarter of said Section 17, 1223.49 feet the Northwest corner of Parcel 3 Permanent Right-of-Way 1, recorded as

                                    Continued                     EXHIBIT A

[ILLEGIBLE] feet to a point on [ILLEGIBLE] line of a North-South access road; being access road [ILLEGIBLE], as recorded as Instrument No. 78-38380, in the Office of the Recorder; thence South 00 degrees 12 minutes 18 seconds West along said East right-of-way line 999.23 feet to the point of beginning of the real estate described herein; thence South 56 degrees 09 minutes 42 seconds East along the Southerly right-of-way line of access road number 7 as recorded as Instrument $78-51427, in the Office of the Recorder, 52.28 feet; thence South 30 degrees 12 minutes 18 seconds West 265.02 feet to a point on the North right-of-way line of 86th Street; thence North 73 degrees 21 minutes 52 seconds West along said North line 57.10 feet to a point on the aforementioned East right-of-way of access road number 5; thence North 03 degrees 30 minutes 57 seconds East along said East line 194.67 feet; thence North 00 degrees 12 minutes 18 seconds East along said East line 83.48 feet to the point of beginning.

Excepting from the above described real estate, that portion added as part of access Road No. 7, to-wits:

A part of the Southeast Quarter of Section 18, Township 17 North, Range 4 East, in Marion County, Indiana, more particularly described as follows:

From the Southwest corner of the Southeast Quarter of said Section 18, South 89 degrees 34 minutes 30 seconds East along the South line of said Southeast Quarter a distance of 2651.67 feet to the Southeast corner of Section 18; thence North 00 degrees 12 minutes 18 seconds East along the East line of said Southeast Quarter 1223.12 feet; thence North 89 degrees 12 minutes 36 seconds West a distance of 426.78 feet, said point being the Northeast corner of Access Road Number 5; thence South 00 degrees 12 minutes 18 seconds West on the East line of Access Road Number 5, a distance of 1019.23 feet, said point being the point of beginning of this description.

From the point of beginning, North 63 degrees 40 minutes 37 seconds East, 19.20 feet; thence South 56 degrees 09 minutes 42 seconds East, 31.65 feet; thence South 00 degrees 12 minutes 18 seconds West 2.01 feet; thence South 56 degrees 30 minutes 08 seconds West 42.32 feet; thence South 28 degrees 21 minutes 13 seconds West 17.63 feet to the East line of said Access Road Number 5; thence North 00 degrees 12 minutes 18 seconds East along said line; 50.00 feet to the point of beginning.

ALSO, except that portion of the above described real estate that was conveyed to the Consolidated City of Indianapolis, by Quitclaim Deed acknowledged March 30, 1988, recorded April 7, 1988, as Instrument #88-31277, in the Office of the Recorder of Marion County, Indiana.

                                    Continued                     EXHIBIT A

[ILLEGIBLE]

[ILLEGIBLE] of the Southeast Quarter of Section 18, Township 17 North, Range 4 East in Marion County, Indiana, being more particularly described as follows:

Commencing at the Southwest corner of the Southeast Quarter of said Section 18 (said corner being marked by a brass plug); thence South 89 degrees 34 minutes 30 seconds East (record bearing) along the South line of said Southeast Quarter
Section 2651.67 feet to the Southeast corner of said Section 18; thence South 89 degrees 08 minutes 38 seconds East along the South line of the West half of the Southwest Quarter of Section 17, Township 17 North, Range 4 East in said County,
322.83 feet to a point on the West right of way line of an access road constructed by the Indiana State Highway Commission as a part of Project No. S-165 (13); thence North 00 degrees 12 minutes 18 seconds East along said West right of way line and parallel with the West line of the Southwest Quarter of said Section 17, 1223.49 feet to the Northwest corner of Parcel 3 Permanent Right of way 1, recorded as Instrument #72-29001, in the Office of the Recorder of Marion County, Indiana; thence North 89 degrees 12 minutes 36 seconds West
749.61 feet to a point on the East right of way line of Access Road No. 5 recorded as Instrument #78-038380 in the Office of the Recorder of Marion County;, Indiana; thence South 00 degrees 12 minutes 18 seconds West along said West right of way line 588.63 feet to the point of beginning of the real estate described herein; thence South 89 degrees 47 minutes 42 seconds East 195.00 feet; thence South 00 degrees 12 minutes 18 seconds West 222.00 feet; thence North 89 degrees 47 minutes 42 seconds West 195.00 feet to a point on said East right of way line; thence North 00 degrees 12 minutes 18 seconds East on and along said East right of way line 222.00 feet to the point of beginning.

PARCEL 7: (Ciatti's - Lease Parcel)

Land being a part of the Southwest Quarter of Section 17 and part of the Northwest Quarter of Section 20 of Township 17 North, Range 4 East, in Marion County, Indiana, more particularly described by the following two parcels:

Commencing at the Southwest corner of the Southeast Quarter of said Section 18 (said corner being marked by a brass plug); thence South 89 degrees 34 minutes 30 seconds East (record bearing) along the South line of said Southeast Quarter
Section 2651.67 feet to the Southeast corner of said Section 18; thence South 89 degrees 37 minutes 53 seconds East along the South line of the West Half of the Southwest Quarter of Section 17, Township 17 North, Range 4 East in said County,
322.81 feet to a point on the Westerly right of way line of an access road constructed by the Indiana State Highway Commission as a part of Project No. S-165 (13) said point also being on the

                                    Continued                     EXHIBIT A

                             REAL ESTATE DESCRIPTION

Northerly line of a right of way grant to the City of Indianapolis recorded as Instrument No. 83-68938 in the Office of the Recorder of said County, said point being the point of beginning; thence North 00 degrees 12 minutes 18 seconds East along said Westerly right of way line and parallel with the West line of the Southwest Quarter of said Section 17 a distance of 44.19 feet to a point on the South line of Access Road No. 7 recorded as Instrument No. 78-51427 in the Office of the Recorder of said County; thence North 89 degrees 40 minutes 12 seconds West along said South line 153.56 feet; thence South 00 degrees 12 minutes 18 seconds West parallel with the West line of the Southwest Quarter of said Section 17 a distance of 432.40 feet to a point on the Northerly right of way line of 86th Street; thence South 62 degrees 53 minutes 55 seconds East along said Northerly right of way line 119.22 feet to a point on the Westerly line of said right of way Grant to the City of Indianapolis; thence the following five (5) courses being along the Westerly and Northerly line of said right of way grant; (1) North 50 degrees 38 minutes 15 seconds East 100.17 feet;
(2) North 10 degrees 28 minutes 37 seconds East 140.32 feet (3) North 16 degrees 45 minutes 25 seconds West 137.64 feet to a point on a curve concave Easterly having a central angle of 21 degrees 50 minute 53 seconds and a radius of 290.44 feet; (4) Northerly along said curve an arc distance of 110.75 feet (said arc being subtended by a chord having a bearing of North 10 degrees 10 minutes 31 seconds Westand a length of 110.08 feet); (5) South 89 degrees 37 minutes 53 seconds East 4.99 feet to the point of beginning.

Except that portion of the above described real estate that was conveyed to the Consolidated City of Indianapolis, by Quiteclaim Deed acknowledged March 30, 1988, recorded April 7, 1988, as Instrument #88-31277, in the Office of the Recorder of Marion County, Indiana.

PARCEL 8:

Together with the non-exclusive easements for ingress and egress and for public utilities in favor of Parcels 1 through 7, above, as granted in Grant of Roadway Easement recorded as Instruments #78-38380, #78-51427, #80-79865, and #83-88564,
as modified by the Fifth Grant and Relocation of Roadway Easement dated December 15, 1987, recorded February 3, 1988, as Instrument #88-10313, and in the Sixth Grant of Roadway Easement recorded as Instrument #88-42768, and further modified by the Seventh Grant and Relocation of Roadway Easement dated February 22, 1989, recorded February 27, 1989, as Instrument #89-17963, in the Office of the Recorder of Marion County, Indiana; and further modified by the Eighth Grant and Relocation of Roadway Easement dated July 20, 1989, recorded _________, 1989, as Instrument No. _____ in the Office of the Recorder of Marion County, Indiana.

                                    Continued                     EXHIBIT A

PARCEL 9 - (Keystone Crossing Shoppes - Lease Parcel)

Part of the North Half of the Northeast Quarter of Section 19 and a part of the North Half of the Northwest Quarter of Section 20, all in Township 17 North, Range 4 East of the Second Principal Meridian, Marion County, Indiana, more particularly described as follows:

Commencing at the Northwest corner of the Northeast Quarter of Section 19, Township 17 North, Range 4 East; thence South 89 degrees 34 minutes 31 seconds East 1215.88 feet; thence South 00 degrees 17 minutes 46 seconds West 641.50 feet; thence South 89 degrees 34 minutes 31 seconds East 944.34 feet to the point of beginning; thence North 00 degrees 25 minutes 29 seconds East 120.27 feet to a non-tangent curve concave Northerly having a central angle of 09 degrees 08 minutes 24 seconds and a radius of 252.89 feet, the radius point of which bears North 08 degrees 47 minutes 54 seconds East; thence Westerly along the arc of said curve a distance of 40.34 feet (said arc being subtended by a long chord having a bearing of North 76 degrees 37 minutes 54 seconds West and a length of 40.30 feet; thence North 69 degrees 57 minutes 13 seconds West 77.41 feet to a non-tangent curve concave Southeasterly having a central angle of 90 degrees 39 minutes 02 seconds and a radius of 25.20 feet, the radius point of which bears South 23 degrees 51 minutes 43 seconds West; thence Westerly, Southwesterly,, and Southerly along the arc of said curve a distance of 39.87 feet (said arc being subtended by a long chord having a bearing of South 68 degrees 32 minutes 12 seconds West and a length of 35.84 feet); thence North 20 degrees 11 minutes 02 seconds East 54.84 feet; thence South 69 degrees 48 minutes 58 seconds East 214.94 feet; thence North 20 degrees 11 minutes 02 seconds East 199.50 feet to the South right-of-way of State Road 100; thence along said right-of-way the following 2 courses: (1) South 68 degrees 05 minutes 42 seconds East 38.95 feet; (2) South 62 degrees 54 minutes 07 seconds East
517.69 feet; thence South 44 degrees 12 minutes 16 seconds East 103.99 feet to the centerline of Union Chapel Road; thence along said centerline South 48 degrees 57 minutes 11 seconds West 215.09 feet to the Southeast corner of a 0.88 acre parcel of land deeded to Archie F. and Pamela K. Kerr as described in Instrument No. 47421-62 in the Office of the Recorder of Marion County, Indiana; thence North 43 degrees 47 minutes 50 seconds West 215.54 feet to the Northeast corner of said 0.88 acre parcel; thence North 89 degrees 34 minutes 31 seconds West 403.23 feet to the Point of Beginning.

Together with the subject to the non-exclusive easements for ingress and egress as set out in Declaration of Easements dated August 29, 1983, recorded September 7, 1983, as Instrument #83-64376, as supplemented by Declarations recorded as Instruments #83-74602, #83-77949, #84-626, #84-12710, #84-16887, and in Grant
and Relocation of Easement for Ingress and Egress dated July 20, 1989, recorded _____________, 1989, as Instrument #89-___________________, in the Office of the
Recorder of Marion County, Indiana.

                                    Continued                     EXHIBIT A

PARCEL 10: (Revised Access Road No. 7)

A part of the Southeast Quarter of Section 18 and Southwest Quarter of Section 17, Township 17 North, Range 4 East, in Marion County, Indiana, more particularly described as follows:

From the Southwest corner of the Southeast Quarter of said Section 18, South 39 degrees 34 minutes 30 seconds East along the South line of said Southeast Quarter a distance of 2651.67 feet to the Southeast corner of Section 18; thence North 00 degrees 12 minutes 18 seconds East along the East line of said Southeast Quarter 1223.12 feet; thence North 89 degrees 12 minutes 36 seconds West a distance of 426.78 feet, said point being the Northeast corner of Access Road Number 5; thence South 00 degrees 12 minutes 18 seconds West on the East ine of Access Road Number 5, a distance of 826.80 feet, said point being the point of beginning of the Revised Access Road Number 7.

From the point of beginning South 89 degrees 47 minutes 42 seconds East 149.01 feet; thence South 00 degrees 12 minutes 18 seconds West, 199.50 feet; thence South 56 degrees 09 minutes 42 seconds East, 138.83 feet to a point on a tangent curve to the left having a radius of 120.00 feet and a central angle of 33 degrees 30 minutes 30 seconds; thence along said curve an arc distance of 70.18 feet (said arc being subtended by a chord having a bearing of South 72 degrees 55 minutes 02 seconds East, and a length of 69.19 feet); thence South 89 degrees 40 minutes 12 seconds East, 418.76 feet; thence South 00 degrees 12 minutes 18 seconds West, 60.00 feet; thence North 89 degrees 40 minutes 12 seconds West,
451.95 feet; thence North 59 degrees 46 minutes 16 seconds West, 115.35 feet; thence North 58 degrees 04 minutes 53 seconds West, 181.28 feet; thence South 56 degrees 30 minutes 08 seconds West, 42.32 feet; thence South 28 degrees 21 minutes 13 seconds West 17.63 feet to the East line of Access Road Number 5; thence North 00 degrees 12 minutes 18 seconds East, 50.00 feet along said East line; thence North 63 degrees 40 minutes 37 seconds East, 88.37 feet; thence South 56 degrees 09 minutes 42 seconds East, 50.38 feet; thence North 00 degrees 12 minutes 18 seconds East, 152.87 feet; thence North 89 degrees 47 minutes 42 seconds West, 121.01 feet to the East line of Access Road Number 5; thence North 00 degrees 12 minutes 18 seconds East along said East line, 28.00 feet to the point of beginning.

                         END OF REAL ESTATE DESCRIPTION

                                                                  EXHIBIT A

Parcel 2 (Fashion Mall West II)

Part of the Southeast Quarter of Section 18, Township 17 North, Range 4 East in Marion County, State of Indiana, more particularly described as follows:

Commencing at the Southwest corner of the Southeast Quarter of said Section 18 (said corner being marked by a brass plug); thence South 89 degrees 34 minutes 30 seconds East (record bearings) along the South line of said Southeast Quarter
Section 2651.67 feet to the Southeast corner of said Section 18; thence South 89 degrees 08 minutes 38 seconds East along the South line of the West half of the Southwest Quarter of Section 17, Township 17 North, Range 4 East in said County,
322.83 feet to a point on the West right-of-way line of an access road constructed by the Indiana State Highway Commission as a part of Project No. S-165 (13); thence North 00 degrees 12 minutes 18 seconds East along said West right-of-way line and parallel with the West line of the Southwest Quarter of said Section 17, 1223.49 feet to the Northwest corner of Parcel 3 Permanent Right-of-Way 1, recorded as Instrument #72-29001 in the Office of the Recorder of Marion County, Indiana; thence North 89 degrees 12 minutes 36 seconds West
819.61 feet to a point on the West right-of-way line of an existing North-South access road; thence South 00 degrees 12 minutes 18 seconds West along said West right-of-way line of said interior access road 872.227 feet to a point on the North right-of-way line of an interior East-West access road, said point being the Northeast corner of Access Road No. 6 as recorded as Instrument #78-38380 in the Office of the Recorder of Marion County; thence South 89 degrees 20 minutes 00 seconds West along said North right-of-way line and its prolongation 492.561 feet to the point of beginning of the real estate described herein; thence North 00 degrees 00 minutes 00 seconds East 176.785 feet; thence North 90 degrees 00 minutes 00 seconds West 37.318 feet; thence North 00 degrees 00 minutes 44 seconds West 170.700 feet; thence North 89 degrees 58 minutes 36 seconds West
20.500 feet; thence North 00 degrees 05 minutes 12 seconds West 41.886 feet; thence South 89 degrees 51 minutes 10 seconds East 20.530 feet; thence North 00 degrees 06 minutes 34 seconds West 375.466 feet; thence North 90 degrees 00 minutes 00 seconds West 236.346 feet to the Easterly right-of-way line of State Road 431; thence South 10 degrees 08 minutes 06 seconds West along said Easterly right-of-way line 280.419 feet; thence South 01 degrees 44 minutes 13 seconds East along said Easterly right-of-way line 492.570 feet; thence North 89 degrees 20 minutes 00 seconds East 308.887 feet to the point of beginning.

Together with the non-exclusive easements for ingress and egress and for public utilities granted in Grant of Roadway Easement dated June 14, 1978, recorded June 19, 1978 as Instrument #78-38380 and in Grants of Roadway Easements recorded as Instruments #78-51427, #80-79865, #83-88564, as modified by Instruments #88-10313, #88-42768, and #89-17963 in the Office of the Recorder of Marion County, Indiana, and as further modified by Eighth Grant and Relocation of Roadway Easement dated March 11, 1991, recorded January 16, 1992 as Instrument #92-6391.

ALSO: Together with the subject to the non-exclusive easements created in the Declaration of Easements, Rights, Restrictions, Covenants, and Agreements Relating to Skywalks at Keystone at the Crossing dated June 30, 1988, recorded June 30, 1988 as Instrument #88-64499, and amended by Corrective Declaration dated December 21, 1988, recorded January 25, 1989 as Instrument #89-7803.

Parcel 3 (Fashion Mall West I)

Part of the Southeast Quarter of Section 18, Township 17 North, Range 4 East, in Marion County, State of Indiana, more particularly described as follows:

Commencing at the Southwest corner of the Southeast Quarter of said Section 18 (said corner being marked by a brass plug); thence South 89 degrees 34 minutes 30 seconds East (record bearings) along the South line of said Southeast Quarter
Section 2651.67 feet to the Southeast corner of said Section 18; thence South 89 degrees 08 minutes 38 seconds East along the South line of the West Half of the Southwest Quarter of Section 17, Township 17 North, Range 4 East in said County
322.83 feet to a point on the West right of way line of an access road constructed by the Indiana State Highway Commission as a part of Project No. S-165(13); thence North 00 degrees 12 minutes 18 seconds East along said West right of way line and parallel with the West line of the Southwest Quarter of said Section 17, 1223.49 feet to the Northwest corner of Parcel 3 Permanent Right of Way 1, recorded as Instrument #72-29001, in the Office of the Recorder of Marion County Indiana; thence North 89 degrees

(Continued)

12 minutes 36 seconds West 819.61 feet to the Northwest corner of Access Road No. 5 as per Grant of Roadway Easement recorded as Instrument #78-38380 said point being the Point of Beginning of the real estate described herein; thence South 00 degrees 12 minutes 18 seconds West along the West right of way line of said Access Road 812.23 feet to the Northeast corner of Revised Access Road No. 6 as per Fifth Grant and Relocation of Roadway Easement recorded as Instrument #88-10313; thence on the following two courses along the North line of said Revised Access Road No. 6; (1) South 89 degrees 20 minutes 00 seconds West
120.75 feet to the point of curvature of a curve concave Southeasterly, having a central angle of 55 degrees 08 minutes 53 seconds and a radius of 140.00 feet;
(2) Southwesterly along said curve an arc distance of 134.75 feet (said arc being subtended by a chord having a bearing of South 61 degrees 45 minutes 33 seconds West and a length of 129.61 feet) to the North line of Access Road No. 6 per said Grant of Roadway Easement; thence South 89 degrees 20 minutes 00 seconds West along said North right of way line and its prolongation 257.84 feet; thence North 00 degrees 00 minutes 00 seconds East 176.79 feet; thence North 90 degrees 00 minutes 00 seconds West 37.32 feet; thence North 00 degrees minutes 44 seconds West 170.70 feet; thence North 89 degrees 58 minutes 36 seconds West 20.500 feet; thence North 00 degrees 05 minutes 12 seconds West
41.89 feet; thence South 89 degrees 51 minutes 10 seconds East 20.53 feet; thence North 00 degrees 06 minutes 34 seconds West 375.47 feet; thence North 90 degrees 00 minutes 00 seconds West 236.35 to the Easterly right of way line of State Road 431; thence North 10 degrees 08 minutes 06 seconds East along said Easterly right of way line 125.43 feet; thence South 89 degrees 12 minutes 36 seconds East 748.10 feet to the Point of Beginning.

Together with the non-exclusive easements for ingress and egress and for public utilities granted in Grant of Roadway Easement dated June 14, 1978, recorded June 19, 1978 as Instrument #78-38380 and in Grants of Roadway Easements recorded as Instruments #78-51427, #80-79865, #83-88564 as modified by Instruments #88-10313, #88-42768, and #89-17963 in the Office of the Recorder of Marion County, Indiana, and as further modified by Eighth Grant and Relocation of Roadway Easement dated March 11, 1991, recorded January 16, 1992 as Instrument #92-6391.

ALSO: Together with a subject to the non-exclusive easements created in the Declaration of Easements, Rights, Restrictions, Covenants, and Agreements Relating to Skywalks at Keystone at the Crossing dated June 30, 1988, recorded June 30, 1988 as Instrument #88-64499 and amended by Corrective Declaration dated December 21, 1988, recorded January 25, 1989 and #89-7803.

Parcel 4: Rosa Corona-Lease Parcel

Land being a part of the Southeast Quarter of Section 18, Township 17 North, Range 4 East in Marion County, State of Indiana, more particularly described as follows:

Commencing at the Southwest corner of the Southeast Quarter of said Section 18 (said corner being marked by a brass plug); thence South 89 degrees 34 minutes 30 seconds East (record bearings) along the South line of said Southeast Quarter
Section 2651.67 feet to the Southeast corner of said Section 18; thence South 89 degrees 08 minutes 38 seconds East along the South line of the West Half of the Southwest Quarter of Section 17, Township 17 North, Range 4 East in said county,
322.83 feet to a point on the West right-of-way line of an access road constructed by the Indiana State Highway Commission as a part of Project S-165(13); thence North 00 degrees 12 minutes 18 seconds East along said West right-of-way line and parallel with the West line of the Southwest Quarter of said Section 17, 1223.49 feet to the Northwest corner of Parcel 3 Permanent Right-of-Way 1, recorded as Instrument No. 72-29001 in the Office of the Recorder of Marion County, Indiana; thence North 89 degrees 12 minutes 36 seconds West 819.61 feet to a point on the West right-of-way line of Access Road No. 5 recorded as Instrument No. 78-38380 in the Office of the Recorder of Marion County; thence South 00 degrees 12 minutes 18 seconds West along said West right-of-way line 872.22 feet to a point on the North right-of-way line of Access Road No. 6 recorded as Instrument No. 78-38380 in the Office of the Recorder of Marion County; thence South 89 degrees 20 minutes 00 seconds West on and along said North right-of-way line of said East-West access road and its prolongation 542.56 feet to the point of beginning of the real estate described herein; continuing thence South 89 degrees 20 minutes 00 seconds West 258.88 feet to a point on the Easterly right-of-way of State

(Continued)

Road 431 (the following three calls being along the Easterly right-of-way of said State Road 431 and the Northerly right-of-way of 86th Street); thence South 01 degrees 44 minutes 13 seconds East 199.19 feet; thence South 66 degrees 17 minutes 47 seconds East 105.66 feet; thence South 82 degrees 36 minutes 51 seconds East 301.74 feet; thence North 00 degrees 40 minutes 00 seconds West
225.02 feet; thence South 89 degrees 20 minutes 00 seconds West 140.54 feet; thence North 00 degrees 00 minutes 00 seconds East 60.00 feet to the point of beginning.

Together with the non-exclusive easements for ingress and egress and for public utilities granted in Grant of Roadway Easement dated June 14, 1978, recorded June 19, 1978 as Instrument #78-38380 and in Grants of Roadway Easements recorded as Instruments #78-51427, #80-79865, #83-88564, as modified by Instruments #88-10313, #88-42768, and #89-17963 in the Office of the Recorder of Marion County, Indiana, and as further modified by Eighth Grant and Relocation of Roadway Easement dated March 11, 1991, recorded January 16, 1992 as Instrument #92-6391.

ALSO: Together with and subject to the non-exclusive easements created in the Declaration of Easements, Rights, Restrictions, Covenants, and Agreements Relating to Skywalks at Keystone at the Crossing dated June 30, 1988, recorded June 30, 1988 as Instrument #88-64499, and amended by Corrective Declaration dated December 21, 1988, recorded January 25, 1989 as Instrument #89-7803.

Parcel 5: INB Branch-Lease Parcel

Land being a part of the Southeast Quarter of Section 18, Township 17 North, Range 4 East in Marion County, State of Indiana, more particularly described as follows:

Commencing at the Southwest corner of the Southeast Quarter of said Section 18 (said corner being marked by a brass plug); thence South 89 degrees 34 minutes 30 seconds East (record bearings) along the South line of said Southeast Quarter
Section 2651.67 feet to the Southeast corner of said Section 18; thence South 89 degrees 08 minutes 38 seconds East along the South line of the West Half of the Southwest Quarter of Section 17, Township 17 North, Range 4 East in said county,
322.83 feet to a point on the West right-of-way line of an access road constructed by the Indiana State Highway Commission as a part of Project No. S-165(13); thence North 00 degrees 12 minutes 18 seconds East along said West right-of-way line and parallel with the West line of the Southwest Quarter of said Section 17, 1223.49 feet to the Northwest corner of Parcel 3 Permanent Right-of-Way #1, recorded as Instrument #72-29001 in the Office of the Recorder of Marion County, Indiana; thence North 89 degrees 12 minutes 36 seconds West
819.61 feet to a point on the West right-of-way line of Access Road No. 5, as recorded as Instrument #78-38380 in the Office of the Recorder of Marion County; thence South 00 degrees 12 minutes 18 seconds West along said West line a distance of 932.23 feet to a point on the South line of Access Road No. 6 as per Instrument #78-3830, said point being the point of beginning of the real estate described herein; thence South 89 degrees 20 minutes West along said South line a distance of 213.81 feet; thence South 00 degrees 40 minutes 00 seconds East
190.00 feet; thence North 89 degrees 20 minutes 00 seconds East parallel with the South line of said Access Road No. 6 a distance of 207.48 feet to a point on the West right-of-way line of said Access Road No. 5, said point being on a non-tangent curve concave Westerly having a central angle of 10 degrees 01 minutes 27 seconds and a radius of 225.00 feet; (the following 2 calls being along said West right-of-way line), (1) thence Northerly along said curve an arc distance of 39.37 feet (said arc being subtended by a chord having a bearing of North 05 degrees 13 minutes 02 seconds East and a length of 39.32 feet); (2) thence North 00 degrees 12 minutes 18 seconds East 150.91 feet to the point of beginning.

Also,

A part of the Southeast Quarter of Section 18, Township 17 North, Range 4 East, in Marion County, Indiana, more particularly described as follows:

From the Southwest corner of the Southeast Quarter of said Section 18, South 89 degrees 34 minutes 30 seconds East along the South line of said Southeast Quarter a distance of 2651.67 feet to the Southeast corner of Section 18; thence North 00 degrees 12 minutes 18 seconds East along the East line of said Southeast Quarter

(Continued)

1223.12 feet; thence North 89 degrees 12 minutes 36 seconds West a distance of
496.78 feet; said point being the Northwest corner of Access Road Number 5; thence South 00 degrees 12 minutes 18 seconds West on and along the West line of Access Road Number 5, a distance of 872.22 feet, said point being the Point of Beginning.

From the Point of Beginning, continue South 00 degrees 12 minutes 18 seconds West, 60.01 feet along said West line of Access Road Number 5; thence South 89 degrees 20 minutes 00 seconds West, 174.55 feet to a point on a non-tangent curve with a central angle of 75 degrees 31 minutes 29 seconds and a radius of
80.00 feet and whose radius point bears South 76 degrees 11 minutes 29 seconds East; thence Northwesterly along said curve an arc distance of 105.45 feet (said arc being subtended by a chord having a bearing of North 51 degrees 34 minutes 15 seconds East and length of 97.98 feet); thence North 89 degrees 20 minutes 00 seconds East, 98.00 feet to the Point of Beginning.

Except,

A part of the Southeast Quarter of Section 18, Township 17 North, Range 4 East, Marion County, Indiana, described as follows:

Commencing at the Southeast corner of said Section; thence South 89 degrees 08 minutes 38 seconds East 322.83 feet along the South line of Section 17, same township and range to the West boundary of an access road constructed by the Indiana Department of Highways under Project S-165(13); thence North 0 degrees 12 minutes 18 seconds East 1223.49 feet along the boundary of said access road to the Northwest corner of Parcel 3 Permanent Right-of-Way 1 as recorded in Instrument No. 72-29001 in the Office of the Recorder of Marion County, Indiana; thence North 89 degrees 12 minutes 36 seconds West 819.61 feet to the West boundary of Access Road No. 5 as recorded in Instrument No. 78-38380 in said Recorder's Office; thence South 0 degrees 12 minutes 18 seconds West 932.23 feet along the boundary of Access Road No. 5 to the point of beginning of this description, which point is where the said West boundary of Access Road No. 5 meets the South boundary of Access Road No. 6, said Access Road No. 6 being recorded in Instrument No. 78-38380 in said Recorder's Office; thence South 0 degrees 12 minutes 18 seconds West 150.91 feet along the boundary of said Access Road No. 5; thence along said boundary Southwesterly 39.37 feet along an arc to the right and having a radius of 225.00 feet and subtended by a long chord having a bearing of South 5 degrees 13 minutes 02 seconds West and a length of
39.37 feet to the Northeast corner of the land surveyed by Mid-States Engineering for Keystone Crossing Joint Venture, dated March 28, 1985 as Job No. 385-074; thence South 89 degrees 20 minutes 00 seconds West 25.00 feet along the North line of said land; thence North 0 degrees 40 minutes 00 seconds West 20.00 feet; thence North 15 degrees 05 minutes 07 seconds East 45.72 feet; thence North 2 degrees 57 minutes 19 seconds East 104.21 feet; thence North 17 degrees 46 minutes 29 seconds East 23.19 feet to the South boundary of said Access Road No. 6; thence North 89 degrees 20 minutes 00 seconds East 5.00 feet along the boundary of said Access Road No. 6 to the Point of Beginning.

Together with the non-exclusive easements for ingress and egress for public utilities granted in Grant of Roadway Easement dated June 14, 1978, recorded June 19, 1978, as Instrument #78-38380 and in Grants of Roadway Easements recorded as Instruments #78-51427, #80-79865, #83-88564, as modified by Instruments #88-10313, #88-42768, and #89-17963 in the Office of the Recorder of Marion County, Indiana, and as further modified by Eighth Grant and Relocation of Roadway Easement dated March 11, 1991, recorded January 16, 1992 as Instrument #92-6391.

ALSO: Together with a subject to the non-exclusive easements created in the Declaration of Easements, Rights, Restrictions, Covenants, and Agreements Relating to Skywalks at Keystone at the Crossing dated June 30, 1988, recorded June 30, 1988, as Instrument #88-64499, and amended by Corrective Declaration dated December 21, 1988, recorded January 25, 1989 as Instrument #89-7803.

Parcel 6: Cork 'n' Cleaver-Lease Parcel

A part of the Southeast Quarter of Section 18, Township 17 North, Range 4 East in Marion County, State of Indiana, more particularly described as follows:

Commencing at the Southwest corner of the Southeast Quarter of said Section 18 (said corner being marked by a brass plug); thence South 89 degrees 34 minutes 30 seconds East (record bearings) along the South line of said Southeast Quarter
Section 2651.67 feet to the Southeast corner of said Section 18; thence South 89 degrees 08 minutes 38 seconds East along the South line of the West Half of the Southwest Quarter of Section 17, Township 17 North, Range 4 East in said county,
322.83 feet to a point on the West right-of-way line of an access road constructed by the Indiana State Highway Commission as a part of Project Number S-165(13): thence North 0 degrees 12 minutes 18 seconds East along said West right-of-way line and parallel with the West line of the Southwest Quarter of said Section 17, 1223.49 feet to the Northwest corner of Parcel 3 Permanent Right-of-Way 1, recorded as Instrument No. 72-29001 in the Office of the Recorder of Marion County, Indiana; thence North 89 degrees 12 minutes 36 seconds West 819.61 feet to a point on the West right-of-way line of Access Road No. 5 recorded as Instrument No. 78-38380 in the Office of the Recorder of Marion County; thence South 0 degrees 12 minutes 18 seconds West on and along said West right-of-way line of said interior access road 872.22 feet to a point on the North right-of-way line of Access Road No. 6 recorded as Instrument No. 78-38380 in the Office of the Recorder of Marion County; thence South 89 degrees 20 minutes 00 seconds West on and along said North right-of-way line 214.72 feet to a point; thence South 0 degrees 40 minutes 00 seconds East 60.00 feet to a point on the South right-of-way line of said Access Road No. 6 said point being the point of beginning of the real estate described herein; thence continue South 0 degrees 40 minutes 00 seconds East 270.85 feet to a point on the North right-of-way line of East 86th Street; thence North 76 degrees 42 minutes 50 seconds West along the North right-of-way line of East 86th Street 185.11 feet; thence North 82 degrees 36 minutes 51 seconds West along the North right-of-way line of East 86th Street 8.44 feet; thence North 0 degrees 40 minutes 00 seconds West 225.02 feet to a point on the South line of Access Road No. 6 extended Westerly; thence North 89 degrees 20 minutes 00 seconds East along the South line of South line of said Access Road and its extension 188.00 feet to the Point of Beginning.

Together with the non-exclusive easements for ingress and egress and for public utilities granted in Grant of Roadway Easement dated June 14, 1978, recorded June 19, 1978, as Instrument #78-38380 and in Grants of Roadway Easements recorded as Instruments #78-51427, #80-79865, #83-88564, as modified by Instruments #88-10313, #88-88-42768, and #89-17963 in the Office of the Recorder of Marion County, Indiana, and as further modified by Eighth Grant and Relocation of Roadway Easement dated March 11, 1991, recorded January 16, 1992, as Instrument #92-6391.

ALSO: Together with and subject to the non-exclusive easements created in the Declaration of Easements, Rights, Restrictions, Covenants, and Agreements Relating to Skywalks at Keystone at the Crossing dated June 30, 1988, recorded June 30, 1988, as Instrument #88-64499, and amended by Corrective Declaration dated December 21, 1988, recorded January 25, 1989 as Instrument #89-7803.

Parcel 7: (South of INB Branch-Lease Parcel)

Land being a part of the Southeast Quarter of Section 18, Township 17 North, Range 4 East in Marion County, State of Indiana more particularly described as follows:

Commencing at the Southwest corner of the Southeast Quarter of said Section 18 (said corner being marked by a brass plug); thence South 89 degrees 34 minutes 30 seconds East (record bearings) along the South line of said Southeast Quarter
Section 2651.67 feet to the Southeast corner of said Section 18; thence South 89 degrees 08 minutes 38 seconds East along the South line of the West Half of the Southwest Quarter of Section 17, Township 17 North, Range 4 East in said County,
322.83 feet to a point on the West right-of-way line of an access road constructed by the Indiana State Highway Commission as a part of Project No.

(Continued)

S-165(13); thence North 00 degrees 12 minutes 18 seconds East along said West right-of-way line and parallel with the West line of the Southwest Quarter of said Section 17, 1223.49 feet to the Northwest corner of Parcel 3 Permanent right-of-way 1, recorded as Instrument #72-29001, in the Office of the Recorder of Marion County, Indiana; thence North 89 degrees 12 minutes 36 seconds West
819.61 feet to a point on the West right-of-way line of Access Road No. 5, as recorded as Instrument #78-38380 in the Office of the Recorder of Marion County; thence South 00 degrees 12 minutes 18 seconds West along said West line a distance of 932.23 feet to a point on the South line of Access Road No. 6 as per Instrument #78-38380; thence South 89 degrees 20 minutes 00 seconds West along said South line 213.81 feet; thence South 00 degrees 40 minutes 00 seconds East
190.000 feet to the point of beginning of the real estate described herein; thence continuing South 00 degrees 40 minutes 00 seconds East 80.84 feet to a point on the Northerly right-of-way of 86th Street (the following two calls being along said Northerly right-of-way line); thence South 76 degrees 42 minutes 50 seconds East 126.06 feet; thence South 73 degrees 21 minutes 51 seconds East 28.31 feet to a point on the West line of said Access Road No. 5 (the following two calls being along said West line); thence North 32 degrees 37 minutes 30 seconds East 46.85 feet to a point on a curve concave Northwesterly having a central angle of 22 degrees 13 minutes 45 seconds and a radius of
225.00 feet; thence Northerly along said curve an arc length of 87.29 feet (said arc being subtended by a long chord bearing North 21 degrees 20 minutes 38 seconds East and a length of 86.75 feet); thence South 89 degrees 20 minutes 00 seconds West 207.48 feet to the Point of Beginning.

Except,

A part of the Southeast Quarter of Section 18, Township 17 North, Range 4 East of the Second Principal Meridian in Marion County, Indiana, more particularly described as follows:

Commencing at the Southwest corner of the Southeast Quarter of said Section 18 (said corner being marked by a brass plug); thence South 89 degrees 34 minutes 30 seconds East (record bearings) along the South line of said Southeast Quarter 2651.67 feet to the Southeast corner of said Section 18; thence South 89 degrees 08 minutes 38 seconds East along the South line of the Wet Half of the Southwest Quarter of Section 17, Township 17 North, Range 4 East in said County, 322.83 feet to a point on the West right of way line of an access road constructed by the Indiana State Highway Commission as a part of Project No. S-165(13); thence North 00 degrees 12 minutes 18 seconds East along said West right of way line and parallel with the West line of the Southwest Quarter of said Section 17, 1223.49 feet to the Northwest corner of Parcel 3 Permanent Right-of-Way 1 recorded as Instrument No. 72-29001 in the Office of the Recorder of Marion County, Indiana; thence North 89 degrees 12 minutes 36 seconds West 819.61 feet to a point on the West right of way line of Access Road No. 5, recorded as Instrument No. 78-38380 in the Office of the Recorder of Marion County; thence the following six courses along said right of way; 1) South 00 degrees 12 minutes 18 seconds West 932.23 feet to a point on the South line of a Partial Release of Access Road No. 6 recorded as Instrument No. 88-10313 in the Office of the Recorder of said County, 2) South 89 degrees 20 minutes 00 seconds West along said South line 5.00 feet; 3) South 17 degrees 46 minutes 29 seconds West
23.19 feet; 4) South 02 degrees 57 minutes 19 seconds West 104.21 feet; 5) South 15 degrees 05 minutes 07 seconds West 45.72 feet, 6) South 00 degrees 40 minutes 00 seconds East 20.00 feet to the Point of Beginning; thence North 89 degrees 20 minutes 00 seconds East 25.00 feet to the Point of Curvature of a non-tangent curve concave Northwesterly having a central angle of 22 degrees 13 minutes 45 seconds and a radius of 225.00 feet, said Point of Curvature being on the existing West right of way line of Keystone Crossing; thence the following two courses along said right of way 1) Southerly along said curve an arc distance of
87.29 feet (said arc being subtended by a chord bearing South 21 degrees 20 minutes 38 seconds West and a length of 86.75 feet, 2) South 32 degrees 37 minutes 30 seconds West 46.85 feet to the North right of way line of 86th Street; thence North 73 degrees 21 minutes 51 seconds West along said right of way 28.31 feet; thence North 32 degrees 27 minutes 27 seconds East 90.97 feet to the Point of Curvature of a curve concave Westerly having a central angle of 33 degrees 07 minutes 27 seconds and a radius of 64.15 feet; thence Northerly along said curve an arc distance of 37.09 feet (said arc being subtended by a chord bearing North 15 degrees 53 minutes 44 seconds East and a length of 36.57 feet) to the Point of Beginning.

(Continued)

Together with the non-exclusive easements for ingress and egress and for public utilities granted in Grant of Roadway Easement dated June 14, 1978, recorded June 13, 1978, as Instrument #78-38380 and in Grants of Roadway Easements recorded as Instruments #78-51427, #80-79865, #83-88564, as modified by Instruments #86-10313, #88-42768, and #89-17963 in the Office of the Recorder of Marion County, Indiana, and as further modified by Eighth Grant and Relocation of Roadway Easement dated March 11, 1991, recorded January 16, 1992 as Instrument #92-6391.

ALSO: Together with and subject to the non-exclusive easements created in the Declaration of Easements, Rights, Restrictions, Covenants, and Agreements Relating to Skywalks at Keystone at the Crossing dated June 30, 1988, recorded June 30, 1988 as Instrument #88-64499 and amended by Corrective Declaration dated December 21, 1988, recorded January 25, 1989 as Instrument #89-7803.

                                   EXHIBIT A-1

A part of the Southeast Quarter of Section 18, Township 17 North, Range 4 East, Washington Township, Marion County, Indiana being bounded as follows:

Commencing at the Southwest corner of said Quarter Section (P.K. Nail found per Marion County Surveyor's ties); thence South 89 degrees 34 minutes 30 seconds East (assumed bearing) along the South line of said Quarter Section 2,651.67 feet to the Southeast corner of said Quarter Section (Brass Plug with punch hole found); thence South 89 degrees 08 minutes 38 seconds East along the South line of the Southwest Quarter of Section 17, Township 17 North, Range 4 East, a distance of 322.83 feet to a point on the Western right-of-way line of an access road constructed by the Indiana State Highway Commission as a part of Project Number S-165 (13); thence North 00 degrees 12 minutes 18 seconds East along said Western right-of-way line and parallel with the West line of Southwest Quarter of said Section 17, a distance of 1233.49 feet to the Northwestern corner of Parcel 3 Right-of-Way 1, recorded as Instrument #72-29001 in the Offices of the Marion County Recorder; thence North 89 degrees 12 minutes 36 seconds West
819.61 feet to a point on the Western right-of-way line of an existing North/South access road (Keystone Crossing); thence continuing North 89 degrees 12 minutes 36 seconds West 300.01 feet to the Point of Beginning of this lease description; thence continuing North 89 degrees 12 minutes 36 seconds West
448.09 feet to a point on the Eastern right-of-way line of State Road 431 (Keystone Avenue) (the following three (3) calls are along said Eastern right-of-way line); 1) thence North 10 degrees 56 minutes 31 seconds East 20.46 feet; 2) thence North 09 degrees 00 minutes 38 seconds East 158.76 feet to a point on a non-tangent curve being concave to the West, said point lying South 80 degrees 04 minutes 31 seconds East 5,156.05 feet from the radius point of said curve; 3) thence Northerly along said curve 72.90 feet to a point, said point lying South 80 degrees 53 minutes 07 seconds East 5,156.05 feet from the radius point of said curve; thence South 89 degrees 59 minutes 31 seconds East
508.15 feet to a point that is North 00 degrees 12 minutes 18 seconds East from the Point of Beginning; thence South 00 degrees 12 minutes 18 seconds West
254.91 feet to the Point of Beginning.

Together with the non-exclusive easement for ingress and egress and for utilities granted in Grant of Roadway Easement dated June 14, 1978, recorded June 19, 1978 as instrument #78-38380 and in Grant of Roadway Easements recorded as Instruments #78-51427, #80-79665, #83-86564, as modified by Instruments #86-10313, #88-42768, #89-17963 and Eighth Grant and Relocation of Roadway Easement recorded January 16, 1992 as Instrument No. 92-6391 in the Office of the Recorder of Marion County, Indiana.

ALSO Together with a non-exclusive utility easement created by a Declaration of Utility Easement dated March 31, 1993, recorded April 2, 1993 as Instrument No. 93-36939 described as follows:

A strip of land being 15.00 feet in width, lying 7.50 feet on each side of the following described centerline:

(Continued)

A part of the Southeast Quarter of Section 18, Township 17 North, Range 4 East, Washington Township, Marion County, Indiana being bounded as follows:

Commencing at the Southwest corner of said Quarter Section (P.K. Nail found per Marion County Surveyor's ties); thence South 89 degrees 34 minutes 30 seconds East (assumed bearing) along the South line of said Quarter Section 2,651.84 feet to the Southeast corner of said Quarter Section (Brass Plug with punch hole found); thence South 89 degrees 08 minutes 28 seconds East along the South line of the Southwest Quarter of Section 17, Township 17 North, Range 4 East, a distance of 322.83 feet to a point on the Western right-of-way line of an access road constructed by the Indiana State Highway Commission as a part of Project Number S-165(13); thence North 00 degrees 12 minutes 18 seconds East along said Western right-of-way line and parallel with the West line of Southwest Quarter of said Section 17, a distance of 1,233.49 feet to the Northwestern corner of parcel 3 Permanent Right-of-Way 1, recorded as Instrument #72-29001 in the Office of the Marion County Recorder; thence North 89 degrees 12 minutes 36 seconds West 819.61 feet to a point on the Western right-of-way line of an existing North/South access road (Keystone Crossing); thence continuing North 89 degrees 12 minutes 36 seconds West 748.09 feet to a point on the eastern right-of-way line of State Road 431 (Keystone Avenue) (the following two (2) calls are along said eastern right-of-way line); 1) thence North 10 degrees 56 minutes 31 seconds East 20.46 feet; 2) thence North 09 degrees 00 minutes 38 seconds East 21.45 feet to a POINT OF BEGINNING of this centerline easement description; thence North 41 degrees 09 minutes 23 seconds East 54.79 feet; thence North 18 degrees 37 minutes 43 seconds East 40.43 feet to a point, said point being 8.00 feet west of and at right angles to the western face of a parking garage; thence North 00 degrees 00 minutes 29 seconds East 118.36 feet parallel with said fact of the parking garage; thence North 45 degrees 00 minutes 29 seconds East 22.08 feet to a point 20.03 feet north of and at right angles to the northern face of said parking garage; thence South 89 degrees 59 minutes 31 seconds East 354.58 feet parallel with said face of the parking garage; thence South 66 degrees 00 minutes 44 seconds East 34.58 feet; thence South 00 degrees 12 minutes 18 secons West 10.21 feet to the terminus point of this centerline easement description. The sidelines of this easement are to be lengthened or shortened to terminate at the property lines of the grantor.

ALSO Together with the non-exclusive easement for ingress, egress to the insured for their benefited parties created by that certain Declaration of Construction and Maintenance Easement, dated March 31, 193, recorded April 3, 1993 as Instrument #93-36940; and

ALSO Together with a non-exclusive easement for ingress and egress granted to the insured for their benefited parties as created by that certain Declaration of Reciprocal Easement Agreement dated March 31, 1993, recorded April 2, 1993 as Instrument #93-36941.

                      KEYSTONE AT THE CROSSING FASHION MALL

                              INDIANAPOLIS, INDIANA


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                                    GUINEVERE


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                            GUINEVERE PARKING GARAGE

                      KEYSTONE AT THE CROSSING FASHION MALL
                              INDIANAPOLIS, INDIANA


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                                     GALAHAD


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                         WALKWAY OVER FASHION MALL DRIVE
                        CONNECTING GALAHAD AND GUINEVERE

                      KEYSTONE AT THE CROSSING FASHION MALL
                              INDIANAPOLIS, INDIANA


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                                   FOOD COURT


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                            GUINEVERE - SECOND FLOOR

                      KEYSTONE AT THE CROSSING FASHION MALL
                              INDIANAPOLIS, INDIANA


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                            VIEW OF GALAHAD CORRIDOR

                      KEYSTONE AT THE CROSSING FASHION MALL
                              INDIANAPOLIS, INDIANA


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                                 RETAIL SHOPPES


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                               AMERICAN BANDSTAND

                      KEYSTONE AT THE CROSSING FASHION MALL
                              INDIANAPOLIS, INDIANA


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                                    NBD BANK

                             GROUND LEASE SUMMARIES

The entire property offered for sale is subject to a series of non-subordinated ground leases, the majority held by George F. Kerr, et al with one held by WRC Properties, Inc. an entity of the Teachers Insurance and Annuity Association.

The following is a summary of the individual ground leases. The area covered by each ground lease is depicted on the following site map.

1.    Parking Garage Site - 2.476 acres

            Lessor: WRC Properties, Inc. (Teachers Insurance and Annuity
                    Association)
            Lessee: Duane Real Estate Corp.
            Ground Lease Agreement: 3/31/1993
            Memorandum of Lease: Recorded 4/2/1993 (93-36938)
            Guaranty Agreement - Galahad to WRC Properties, Inc.: 3/31/93
            Amendments: None
            Primary Term: 3/31/93 - 12/31/2017
            Renewal Term(s): Ten (10) - Five (5) Year Periods
            Base Minimum Rent: $1.00 per calendar annual period (Primary Term) Renewal Term Rent: 7.5% of the land value, adjusted every 5 years. Total Rent: Garage Taxes & Operating Expenses
            Option To Purchase Fee: No

2.    Fashion Mall Site I -   4.931 acres
      Fashion Mall Site II - 10.952 acres
            Subtotal         15.883 acres

            Lessor: George F. Kerr, et al
            Lessee: Galahad Real Estate Corp.
            Ground Lease Agreement: 12/20/1984, as Amended
            Memorandum of Lease: Recorded 12/31/1984 (84-101576)
            Primary Term: 12/20/82 - 10/31/2067
            Renewal Term(s): None
            Base Minimum Rent: $36,020.04 per annum
            Total Rent: Greater of Base Min. Rent and 5% of Base & Percentage Sublease Rent
            Option to Purchase Fee of All Kerr Parcels: 12/20/2014
                  $200,000 per acre, (multiplied by) July, 2014 CPI Index (divided by) July 1984 CPI Index (All Urban Consumers, All Items (1967-100)).

3.    Rosa Corona Parcel - 2.114 acres

            Title Policy Description: Parcel 4
            Lessor: George F. Kerr, et al
            Lessee: Galahad Real Estate Corp.
            Ground Lease Agreement: 12/20/1984, as Amended
            Memorandum of Lease: Recorded 12/31/1984 (84-101573)
            Primary Term: 12/20/82 - 10/31/2067
            Renewal Term(s): None
            Base Minimum Rent: $4,227.96 per annum
            Total Rent: Greater of Base Min. Rent and 5% of Base & Percentage Sublease Rent
            Option To Purchase Fee: See Fashion Mall Sites I & II

4.    Cork And Cleaver Parcel - 1.068 acres

            Lessor: George F. Kerr, et al
            Lessee: Galahad Real Estate Corp.
            Ground Lease Agreement: 12/20/1984, as Amended
            Memorandum of Lease: Recorded 12/31/1984 (84-101574)
            Primary Term: 12/20/82-10/31/2067
            Renewal Term(s): None
            Base Minimum Rent: $2,136 per annum
            Total Rent: Greater of Base Min. Rent and 5% of Base & Percentage Sublease Rent
            Option To Purchase Fee: See Fashion Mall Sites I & II

5.    INB Branch Parcel-   1.065 acres
      South of INB Parcel- 0.436 acres
              Subtotal     1.501 acres
              (Now NBD)

            Lessor: George F. Kerr, et al
            Lessee: Galahad Real Estate Corp.
            Ground Lease Agreement: 12/20/1984, as Amended
            Memorandum of Lease: Recorded 12/31/1984 (84-101572)
            Primary Term: 12/20/82 - 10/31/2067
            Renewal Term(s): None
            Base Minimum Rent: $2,721.96 per annum
            Total Rent: Greater of Base Min. Rent and 5% of Base & Percentage Sublease Rent
            Option To Purchase Fee: See Fashion Mall Sites I & II

6.    8555 North River Road Office Building - 5.424 acres

            Lessor: George F. Kerr, et al
            Lessee: Galahad Real Estate Corp.
            Ground Lease Agreement: 12/20/1984, as Amended
            Memorandum of Lease: Recorded 12/31/1984 (84-10/15/75)
            Primary Term: 12/20/82-10/31/2067
            Renewal Term(s): None
            Base Minimum Rent: $10,848.00 per annum
            Total Rent: Greater of Base Min. Rent and 5% of Base & Percentage Sublease Rent
            Option To Purchase Fee: See Fashion Mall Sites I & II

7.    Teachers Tract Lease - Kerr Real Estate (Non-subordinated)

            Parcel 1 -  Bazaar Parcel (Fashion Mall 11)           12.590 acres
            Parcel 1A - Vacated Access Road (Fashion Mall II)      0.080
            Parcel 3 -  James Tavern (now The Cooker)              2.004
            Parcel 4 -  Saga Property (now Stuart Anderson's)      1.955
            Parcel 6 -  T.G.I. Friday's                            0.994
            Parcel 7 -  East of Saga (now Dick Clark's)            1.796
            Parcel 9 -  (East-Tucker Bldg. (now Keystone Shps.)    3.426
                                                                  ------
                                                                  22.844

            Lessor: George F. Kerr, et al
            Lessee: Keystone Crossing Joint Venture (assigned to Guinevere Real Estate Corporation)
            Ground Lease Agreement: 12/15/1988, as Amended
            Memorandum of Lease: Recorded 12/15/1988 (88-0128177)
            Primary Term: 12/15/88 - 10/31/2067
            Renewal Term(s): None
            Base Minimum Rent: $47,880.00 per annum
            Total Rent: Greater of Base Min. Rent and 5% of Base & Percentage Sublease Rent
            Option To Purchase Fee: (See Amendment 2/22/89) - 12/15/2018
                  $500,000 per acre, (multiplied by) July, 2017 CPI Index (divided by) July 1987 CPI Index (All Urban Consumers, All Items (1967-100)).

8.    Sign and Roadway Parcel Tract - Kerr Real Estate - 1.508 acres

            Lessor: George F. Kerr, et al
            Lessee: Keystone Crossing Joint Venture (Assigned to Guinevere Real Estate Corporation)
            Ground Lease Agreement: 12/15/1988, as Amended
            Memorandum of Lease: Recorded 12/15/1988 (88-0128176)
            Primary Term: 12/15/88 - 10/31/2067
            Renewal Term(s): None
            Base Minimum Rent: $3,076.08 per annum
            Total Rent: Greater of Base Min. Rent and 5% of Base & Percentage Sublease Rent.
            (Only base minimum rent paid on this parcel)
            Option To Purchase Fee: (See Amendment 2/22/89) - 12/15/2018
                  $500,000 per acre, (multiplied by) July, 2017 CPI Index (divided by) July 1987 CPI Index (All Urban Consumers, All Items (1967-100)).

                  TOTAL ACRES - TEACHERS         2.476
                  TOTAL ACRES - KERR            50.342
                                                ------

                  TOTAL ACRES                   52.818

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                                GROUND LEVEL PLAN

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                                UPPER LEVEL PLAN

            FASHION MALL (Galahad) 1996 ASSESSMENTS AND 1996/7 TAXES

                                 Assessed Value                     Assessed Value Adjusted           Tax Paid    Estimated
Tax Parcel Number        Land     Improvements      Total       Land     Improvements       Total     In 1996     for 1997
===========================================================================================================================
 8052943 South Lot   $   60,630   $       --     $   60,630  $       --   $       --     $       --  $        0  $        0
 8057238 INB Lot          9,270           --          9,270      14,830           --         14,830       1,070       1,055
 8058191 INB Lot             --        3,070          3,070          --        2,900          2,900         209         206
 8051284 FMall West     303,270           --        303,270          --           --             --          --          --
 8058186 FMall West          --    2,018,770      2,018,770          --    2,974,230      2,974,230     214,541     211,530
 8004233 FM Lot         609,100           --        609,100     974,570           --        974,570      70,299      69,312
 8059229 Garage         107,870    1,055,870      1,163,740     107,870    1,373,800      1,481,670     106,878     105,378
                     ----------   ----------     ----------  ----------   ----------     ----------  ----------  ----------
Subtotal             $1,090,140   $3,077,710     $4,167,850  $1,097,270   $4,350,930     $5,448,200  $  392,996  $  387,480

 8058189 Parisian                 $    8,630     $    8,630  $       --   $1,834,260     $1,834,260         N/A  $  130,452
 8059238 Parisian        68,830           --         68,830     110,130           --        110,130         N/A       7,833
                     ----------   ----------     ----------  ----------   ----------     ----------              ----------
Subtotal             $   68,830   $    8,630     $   77,460  $  110,130   $1,834,260     $1,944,390         N/A  $  138,284

 8051886 NBD         $   47,030                  $   47,030  $   73,670   $       --     $   73,670         N/A  $    5,239
 8058187 NBD                 --       81,300         81,300          --       91,800         91,800         N/A       6,529
                     ----------   ----------     ----------  ----------   ----------     ----------              ----------
Subtotal             $   47,030   $   81,300     $  128,330  $   73,670   $   91,800     $  165,470         N/A  $   11,768

 8058185 Sullivan's  $       --   $   83,770     $   83,770  $       --   $   80,800     $   80,800         N/A  $    5,747
 8059240 Sullivan's      13,970           --         13,970      21,700           --         21,700         N/A       1,543
                     ----------   ----------     ----------  ----------   ----------     ----------              ----------
Subtotal             $   13,970   $   83,770     $   97,740  $   21,700   $   80,800     $  102,500         N/A  $    7,290

 8058184 K-Grill     $       --   $  153,570     $  153,570  $       --   $  150,630     $  150,630         N/A  $   10,713
 8059239 K-Grill         92,100           --         92,100     147,330           --        147,330         N/A      10,478
                     ----------   ----------     ----------  ----------   ----------     ----------              ----------
Subtotal             $   92,100   $  153,570     $  245,670  $  147,330   $  150,630     $  297,960         N/A  $   21,191

   Total             $1,312,070   $3,404,980     $4,717,050  $1,450,100   $6,508,420     $7,958,520  $  392,996  $  387,480

           FASHION MALL (Guinevere) 1996 ASSESSMENTS AND 1996/7 TAXES

                                 Assessed Value                     Assessed Value Adjusted           Tax Paid    Estimated
Tax Parcel Number        Land     Improvements      Total       Land     Improvements       Total     In 1996     for 1997
===========================================================================================================================
8057594 FM East       $       --  $2,306,170     $2,306,170  $       --   $2,333,270     $2,333,270  $  168,306  $  165,944
8051286 FM East          463,270          --        463,270     741,230           --        741,230      53,467      52,717
8051867 Lot               18,300          --         18,300      18,300           --         18,300       1,320       1,302
8052947 Sign              15,170          --         15,170      24,270           --         24,270       1,751       1,726
8057599 Sign                  --       3,470          3,470          --        3,270          3,270         236         233
8057290 Garage            40,500          --         40,500      64,830           --         64,830       4,676       4,611
8057597 Garage                --     341,070        341,070          --      340,470        340,470      24,559      24,214
                      ----------  ----------     ----------  ----------   ----------     ----------  ----------  ----------
 Subtotal             $  537,240  $2,650,710     $3,187,950  $  848,630   $2,677,010     $3,525,640  $  254,316  $  250,746

8057289 Jacobson's    $   40,070  $       --     $   40,070  $   64,130   $       --     $   64,130         N/A  $    4,561
8057596 Jacobson's            --   1,525,630      1,525,630          --    1,528,070      1,528,070         N/A     108,678
                      ----------  ----------     ----------  ----------   ----------     ----------  ----------  ----------
 Subtotal             $   40,070  $1,525,630     $1,565,700  $   64,130   $1,528,070     $1,592,200         N/A  $  113,239

8054386 K-Shoppes     $  149,230                 $  149,230  $  238,770   $       --     $  238,770  $   17,223  $   17,532
8057602 K-Shoppes             --   283,770.0      283,770.0          --    286,300.0      286,300.0    20,651.7    20,361.9
                      ----------  ----------     ----------  ----------   ----------     ----------  ----------  ----------
 Subtotal             $  149,230  $  283,770     $  433,000  $       --   $  286,300     $  525,070  $   37,875  $   37,894

8051285 Friday's      $   42,900                 $   42,900  $   68,670   $       --     $   68,670         N/A  $    4,884
8057600 Friday's              --      89,170         89,170          --      102,330        102,330         N/A       7,278
                      ----------  ----------     ----------  ----------   ----------     ----------  ----------  ----------
 Subtotal             $   42,900  $   89,170     $  132,070  $   68,670   $  102,330     $  171,000         N/A  $   12,162

8057240 Dick Clark's  $   57,570                 $   57,570  $   88,570   $       --     $   88,570         N/A  $    6,299
8057601 Dick Clark's          --     144,730        144,730          --      145,730        145,730         N/A      10,376
                      ----------  ----------     ----------  ----------   ----------     ----------  ----------  ----------
 Subtotal             $   57,570  $  144,730     $  202,300  $   88,570   $  145,730     $  234,300         N/A  $   16,676

8051864 Cattle Co.    $   87,330  $  151,200     $  238,530  $  139,730   $  150,130     $  289,860         N/A  $   20,615

8057598 Cooker        $   88,000                 $   88,000  $  140,800   $       --     $  140,800         N/A  $    7,771
8052948 Cooker                --     112,030        112,030          --      109,370        109,370         N/A      10,014
                      ----------  ----------     ----------  ----------   ----------     ----------  ----------  ----------
 Subtotal             $   88,000  $  112,030     $  200,030  $  140,800   $  109,370     $  250,170         N/A  $   17,785

Total                 $1,002,340  $4,957,240     $5,959,580  $1,350,530   $4,998,940     $6,588,240  $  292,191  $  288,641

                              RENTAL RATE ANALYSIS

                                                                                        Rental
                                              Lease Term                 Rental Rate/     Rate        Breakpoint
Unit         Name                          Start         Yrs.    Size       Month        Sq. Ft.  Sq. Ft.    Percent
=====================================================================================================================
        Food Court
  51    Freshens                          Aug-88         10.0     456     $1,520.00      $40.00    $599        8.0%
  52    Milano To Go                      Mar-94          4.8     456     $1,520.00      $40.00    $500        8.0%
  53    Steak Express                     Aug-88         10.0     456     $1,368.00      $36.00    $914        8.0%
  54    Enzo Pizza                        Aug-88         10.0     456     $1,368.00      $36.00    $877       10.0%
  55    Wok Right In                      Sep-93          4.9     456     $1,520.00      $40.00    $658        8.0%
  56    Indy's Hot Dogs                   Jun-90         10.3     456     $1,520.00      $40.00    $914        8.0%
                                                         ----  ------    ----------      ------
                                      Summary             8.3   2,736     $8,816.00      $38.67
                                      Conclude                                           $40.00
        Food Specialty
  20    Gloria Jeans                      Nov-95         10.2   1,039     $3,896.25      $45.00    $562        8.0%
 155    Mrs. Field's Cookies              Apr-95          6.9   1,128     $2,444.00      $26.00    $434        6.0%
   8    Cheryl & Co.                      Jun-88         10.6   1,250     $3,021.00      $29.00    $483        6.0%
 143    Cheese Shop, The                  Nov-93          9.9   2,020     $4,545.00      $27.00    $450        6.0%
                                                         ----  ------    ----------      ------
                                      Summary             9.4   5,437    $13,906.25      $30.69
                                      Conclude                                           $30.00

        Jewelry
 119    J.C. Sipe                         Aug-92          4.9     861     $1,678.59      $23.39    $510        1.0%
 142    Sloan & Co.                       Dec-82        M-t-M     900     $2,475.00      $33.00    N/A         N/A
  12    Alexandria's                      Jun-90         10.4     902     $2,083.33      $27.72    $554        5.0%
  38 A  Barrington Jewels                 Sep-93          4.9   1,047     $2,792.00      $32.00    $533        6.0%
  40    Goodman Jewelers                  Jun-88         10.5   1,305     $3,480.00      $32.00    $640        5.0%
                                                               ------    ----------      ------
                                      Summary                   5,015    $12,508.92      $29.93
                                      Conclude                                           $30.00

        Restaurant
 210    California Pizza                  Sep-95         15.0   5,566     $9,276.67      $20.00    $683        3.0%
 115    Crackers Comedy                   Jun-84         14.9   6,057     $7,571.25      $15.00    $250        6.0%
 111    Dalts                             May-90          9.9   6,386     $7,780.18      $14.62    $238        5.0%
 124    Houlahan's                        Aug-96          9.9   7,005    $11,675.00      $20.00    $500        4.0%
                                      Summary            12.4  25,014    $36,303.10      $17.42
                                      Conclude                                           $20.00

        500 to 1,000 Sq. Ft.
 102    Sunglass Hut                      Nov-93         10.2     577     $2,885.00      $60.00    $750        8.0%
  32    Crabtree & Eveyln                 Oct-88          9.9     667     $2,112.17      $38.00    $633        6.0%
 146    Body Shop, The                    Aug-93         10.2     737     $2,763.75      $45.00    $750        6.0%
  11    Bercot                            Nov-95         10.0     800     $1,667.00      $25.01    $416        6.0%
   1    Earle Travel                      Aug-93          5.2     802     $1,336.67      $20.00    N/A         N/A
 148 B  Colorado Pen                      Sep-94         11.3     807     $2,690.00      $40.00    $800        5.0%
 136    Scandia Down                      Dec-93          5.0     971     $2,103.83      $26.00    $434        6.0%
 164    Johnson & Murphy                  Nov-93         10.0     980     $3,224.00      $39.48    $582        6.0%
  10    Am. Spoon Foods                   Nov-95        M-t-M   1,000     $2,500.00      $30.00    N/A         N/A
                                                               ------    ----------      ------
                                      Summary                   7,341    $21,282.42      $34.79
                                      Conclude                                           $35.00

                              RENTAL RATE ANALYSIS

                                                                                        Rental
                                              Lease Term                 Rental Rate/     Rate        Breakpoint
Unit         Name                          Start         Yrs.    Size       Month        Sq. Ft.  Sq. Ft.    Percent
=====================================================================================================================
        1,001 to 2,000 Sq. Ft.
  33    Aveda Lifestyle                   Nov-95          7.0   1,048     $3,930.00      $45.00    $750       6.0%
 147    Papyrus                           Sep-95         10.3   1,143     $3,810.00      $40.00    $667       6.0%
 148 A  Speedo Fitness                    Sep-94         10.3   1,207     $4,023.33      $40.00    $800       5.0%
 165    Mimi Materity                     Jul-93         10.3   1,209     $3,224.00      $32.00    $533       6.0%
  24    Game Preserve, The                Oct-94          4.9   1,210     $2,520.83      $25.00    $500       5.0%
 107    Chico's of Indy, Inc.             Jun-94          4.9   1,220     $2,643.33      $26.00    $434       6.0%
 123 1  Gymboree                          Jan-95         10.0   1,222     $3,564.17      $35.00    $700       5.0%
 206    Unique Perfume                    Nov-93         10.0   1,281     $3,736.25      $35.00    $500       7.0%
 131    Micheal Garret Shoes              Aug-93          7.0   1,286     $2,357.67      $22.00    $480       5.0%
 152    Nine West                         Nov-93         10.2   1,288     $3,434.67      $32.00    $533       6.0%
  47    Coach Store, The                  May-88         10.3   1,403     $4,910.50      $42.00    $700       6.0%
 154    Nordicktrack                      Nov-93         10.2   1,486     $3,962.67      $32.00    $800       4.0%
 209    All Stars, Inc.                   Nov-95          6.9   1,492     $2,486.67      $20.00    $333       6.0%
 114    Visconti Shoes                    Aug-94          5.2   1,538     $2,563.33      $20.00    $400       5.0%
  27    Englin's Footwear                 Jun-88         10.5   1,559     $3,375.00      $25.98    $433       6.0%
 121    Baby Gap                          Nov-96          4.0   1,680     $4,900.00      $35.00    $700       5.0%
  44    H2O Plus                          Oct-89         10.2   1,830     $4,575.00      $30.00    $600       5.0%
 132    Maternite'                        Mar-94         10.0   1,910     $4,456.67      $28.00    $466       6.0%
  28    Pasta                             May-88          9.7   1,970     $4,268.35      $26.00    $520       5.0%
                                      Summary                  26,982    $68,742.44      $30.57
                                      Conclude                                           $30.00

        2,001 to 10,000 Sq. Ft.
 153    Cache'                            Nov-93         10.2   2,003     $4,673.67      $28.00    $560       5.0%
 151    Finish Line, The                  Nov-93         10.0   2,139     $4,991.00      $28.00    $560       5.0%
  22    Pier One                          Oct-95          5.0   2,362     $4,920.00      $25.00    $500       5.0%
   6    Waves                             Aug-88         10.0   2,408     $5,418.00      $27.00    $450       6.0%
 135    Redwood & Ross                    Jul-95         10.0   2,444     $4,684.33      $23.00    $383       6.0%
 133    Abigail's                         Aug-96          0.9   2,448     $6,800.00      $33.33    N/A        N/A
 109    Renditions                        Jun-94          7.1   2,481     $3,101.25      $15.00    $300       5.0%
 139    Talbot's Kids                     Jun-93         10.6   2,500     $5,000.00      $24.00    $480       5.0%
 108    Britches                          Jul-93         10.1   2,501     $5,418.83      $26.00    $650       4.0%
 123 A  Bebe                              Jul-94         10.5   2,585     $7,755.00      $36.00    N/A        N/A
   3    Earthly Designs                   Aug-90          7.3   2,622     $5,244.00      $24.00    $480       5.0%
 122    Charter Club                      Nov-89         10.0   2,817     $6,103.50      $26.00    $520       5.0%
 140    Bath & Body Works                 Jan-95          9.0   2,888     $5,535.33      $23.00    $460       5.0%
 117    J.T. Muesing, Inc.                Apr-94        M-t-M   2,968     $3,915.29      $15.83    N/A        N/A
 150    Elisabeth                         Aug-93          9.4   3,027     $8,072.00      $32.00    $640       5.0%
 112    Hold Everything                   Aug-91         12.4   3,068     $5,866.85      $22.95    $459       5.0%
 128    William's-Sonoma                  Aug-90         12.4   3,122     $6,213.04      $23.88    $478       5.0%
   7    Gap Kids                          Aug-91         15.0   3,250     $4,775.00      $17.63    $552       5.0%
 134    Acorn, The                        Aug-95          9.9   3,263     $6,526.00      $24.00    $400       6.0%
  29    Icing                             Mar-89          9.9   3,366     $3,876.00      $13.82    $276       5.0%

                              RENTAL RATE ANALYSIS

                                                                                        Rental
                                              Lease Term                 Rental Rate/     Rate        Breakpoint
Unit         Name                          Start         Yrs.    Size       Month        Sq. Ft.  Sq. Ft.    Percent
=====================================================================================================================
 113    Mole Hole                         May-89          9.9   3,416      $6,262.67     $22.00    $440       5.0%
  21    Brookstone                        May-88         12.7   3,500      $7,875.00     $27.00    $540       5.0%
  42 A  Bombay Co.                        Mar-93         10.1   3,567      $8,323.00     $28.00    $467       6.0%
  45    Victoria's Secret                 May-88         12.3   3,594      $5,391.00     $18.00    $360       5.0%
  46    Ann Taylor                        Jul-88         10.5   3,635      $6,664.00     $22.00    N/A        N/A
 103    M.G. Tates                        Dec-93          4.9   3,745      $7,177.92     $23.00    $383       6.0%
 106    J. Shepard, Inc.                  Jul-94         10.1   3,867      $6,378.50     $19.79    $520       5.0%
 149    Cacique                           Nov-93         12.0   4,000      $7,666.67     $23.00    $460       5.0%
   5    Sharper Image                     May-88         12.7   4,132      $9,641.33     $28.00    $933       3.0%
  23    Coorpersmith's                    Feb-89          9.9   4,422      $8,475.00     $23.00    $383       6.0%
 110    Royal Gallery                     Oct-88        M-t-M   4,628      $9,641.67     $25.00    N/A        N/A
 104    Bacharach                         Aug-96         10.4   4,673     $10,124.83     $26.00    $520       5.0%
  50    Banana Republic                   Oct-89         17.6   5,107     $11,916.33     $28.00    $560       5.0%
 116    Davidson's                        Aug-94         10.5   5,271      $7,028.00     $16.00    $320       5.0%
  30    Gap, The                          Aug-88         18.0   5,300     $10,600.00     $24.00    $480       5.0%
  25    Kits & Kaboodle                   Jun-88         10.3   5,918      $9,370.17     $19.00    $380       5.0%
 127    Raleigh Limited, Inc.             Aug-89         10.0   6,000     $11,325.00     $22.65    $617       4.0%
 166    Structure                         Nov-93         12.0   6,454     $12,370.17     $23.00    $460       5.0%
 161    Brooks Bros.                      Sep-93         10.5   6,678     $12,799.50     $23.00    $460       5.0%
 137    Talbots                           Jun-93         10.6   7,008     $13,181.33     $22.57    $451       5.0%
   4    Jos. A. Bank                      Sep-91          8.4   7,608     $12,046.00     $19.00    $633       3.0%
 145    Laura Ashely                      Jun-96         10.2   8,000     $17,333.33     $26.00    N/A        5.0%
 158    J. Crew                           Nov-93         12.2   8,566     $25,698.00     $36.00    $720       5.0%
 125    Abbercrombie/Fitch                Nov-93         12.0   8,661     $15,156.75     $21.00    $420       5.0%
                                                              -------    -----------     ------
                                      Summary                 182,012    $361,335.26     $23.82
                                      Conclude                                           $25.00

        >10,001 Sq. Ft.
 129    Pottery Barn                      Aug-95        M-t-M  13,958     $23,263.33     $20.00    $400       5.0%
  35    Limited                           May-88         12.1  15,934     $21,245.33     $16.00    $320       5.0%
  18    Eddie Bauer                       Jun-94         10.6  17,534     $33,606.83     $23.00    $460       5.0%
                                                              -------    -----------     ------
                                      Summary                  47,426     $78,115.49     $19.77
                                      Conclude                                           $20.00

                              RENTAL RATE ANALYSIS

                                                                                        Rental
                                              Lease Term                 Rental Rate/     Rate        Breakpoint
Unit         Name                          Start         Yrs.    Size       Month        Sq. Ft.  Sq. Ft.    Percent
=====================================================================================================================
        Shoppes
3407    Quick & Reilly, Inc.              Apr-93        10.6   1,120      $1,260.00      $13.50    N/A        N/A
3443    Yogurt Crossing                   Sep-94         4.9   1,200      $1,485.00      $14.85    $325       4.0%
3309    Sunrise Deli                      Oct-95         4.9   3,080      $4,131.44      $16.10    N/A        N/A
3357    Next Day Signs                    Jul-96         5.1   1,200      $1,600.00      $16.00    N/A        N/A
3439    Crossings Pack & Post             Jun-94         2.9   1,200      $1,400.00      $14.00    $233       6.0%
3425    Needle Fever                      Aug-95         1.9   1,500      $1,781.25      $14.25    $237       6.0%
3335    Charles Walker, Inc.              Jul-94         2.9     900      $1,200.00      $16.00    N/A        N/A
3417    Atomik Design                     Jul-94         2.9     900      $1,350.00      $18.00    N/A        N/A
3413    Indiana Personnel                 May-96         5.2   1,120      $1,400.00      $15.00    N/A        N/A
3435    Countrywide Loans                 Sep-95         4.9   1,200      $1,400.00      $14.00    N/A        N/A
3363    Blimpie Subs                      Dec-91         9.9   1,227      $1,533.75      $15.00    N/A        N/A
3319    Am. Paging                        Jul-96         3.4   1,500      $1,875.00      $15.00    N/A        N/A
3449    Market Place                      Oct-96         2.9   1,740      $2,175.00      $15.00    N/A        N/A
3367    H. & R. Block                     Dec-93         5.3   1,773      $1,994.63      $13.50    N/A        N/A
3349    Donato's Pizza                    Jan-96         3.2   1,800      $2,250.00      $15.00    N/A        N/A
3437    Laser Age, Inc.                   Apr-94         5.6   2,400      $3,018.00      $15.09    N/A        N/A
3315    Nargang Tailors                   Oct-95         3.2     900      $1,125.00      $15.00    N/A        N/A
3353    Ferrarri Photo Corp.              Dec-94         5.5   1,200      $1,400.00      $14.00    $280       5.0%
3345    Gold Mine Jewelers                Nov-85        11.8   1,740      $3,045.00      $21.00    N/A        N/A
                                                              -------    -----------     ------
                                      Summary                 27,700     $35,424.07      $15.35
                                      Conclude                                           $15.00

        Outlot
   2    Sullivan's Steakhouse             Feb-96         5.2   6,500     $10,000.00      $18.46    N/A        4.5%
   1    TGI Friday's                      Nov-91        10.0   7,400     $17,500.00      $28.38    $568       5.0%
   5    Keystone Grill                    Apr-91        15.0  10,000     $15,000.00      $18.00    $300       6.0%
   7    S. Anderson's Cattle              Jun-84        19.9  10,000      $4,958.33       $5.95    $350       1.7%
3550    Am. Bandstand Grill               Dec-93        19.9  10,000     $15,833.00      $19.00    $810       3.0%
   6    NBD Bank NA                       Nov-80        19.9   2,500      $6,591.00      $31.64    N/A        N/A
   3    Cooker Resaurant                  Jan-88        20.2   8,429     $11,666.67      $16.61    N/A        N/A
                                                              -------    -----------     ------
                                      Summary                 54,829     $81,549.00      $17.85
                                      Conclude                                           $20.00

                              RETAIL SALES ANALYSIS

                                                                            Rental
                                                   Lease Term                Rate       Breakpoint
Location   Unit          Name                   Start      Yrs.      Size   Sq. Ft.  Sq. Ft.   Percent
=======================================================================================================
                    Food Court
East         51     Freshens                   Aug-88       10.0      456   $40.00    $599       8.0%
East         52     Milano To Go               Mar-94        4.8      456   $40.00    $500       8.0%
East         53     Steak Express              Aug-88       10.0      456   $36.00    $914       8.0%
East         54     Enzo Pizza                 Aug-88       10.0      456   $36.00    $877      10.0%
East         55     Wok Right In               Sep-93        4.9      456   $40.00    $658       8.0%
East         56     Indy's Hot Dogs            Jun-90       10.3      456   $40.00    $914       8.0%
                                                           -----   ------   ------
                                             Summary         8.3    2,736   $38.67
                                             Conclude                       $40.00
                    Food Specialty
East         20     Gloria Jeans               Nov-95       10.2    1,039   $45.00    $562       8.0%
West        155     Mrs. Field's Cookies       Apr-95        6.9    1,128   $26.00    $434       6.0%
East          8     Cheryl & Co.               Jun-88       10.6    1,250   $29.00    $483       6.0%
West        143     Cheese Shop, The           Nov-93        9.9    2,020   $27.00    $450       6.0%
                                                           -----   ------   ------
                                             Summary         9.4    5,437   $30.69
                                             Conclude                       $30.00

                    Jewelry
West        119     J.C. Sipe                  Aug-92        4.9      861   $23.39    $510       1.0%
West        142     Sloan & Co.                Dec-82      M-t-M      900   $33.00    N/A        N/A
East         12     Alexandria's               Jun-90       10.4      902   $27.72    $554       5.0%
East         38 A   Barrington Jewels          Sep-93        4.9    1,047   $32.00    $533       6.0%
East         40     Goodman Jewelers           Jun-88       10.5    1,305   $32.00    $640       5.0%
                                                                   ------   ------
                                             Summary                5,015   $29.93
                                             Conclude                       $30.00

                    Restaurant
West        210     California Pizza           Sep-95       15.0    5,566   $20.00    $683       3.0%
West        115     Crackers Comedy            Jun-84       14.9    6,057   $15.00    $250       6.0%
West        111     Dalts                      May-90        9.9    6,386   $14.62    $238       5.0%
West        124     Houlahan's                 Aug-96        9.9    7,005   $20.00    $500       4.0%
                                                                   ------
                                             Summary        12.4   25,014   $17.42
                                             Conclude                       $20.00


                                              Retail Sales Amount per Year
                                                                                        1997 Conclude
Location         1993             1994              1995             1996             Amount     /Sq. Ft.
=========================================================================================================

East           $248,753         $248,753          $315,297         $292,953          $294,120      $645
East           $213,349         $213,349          $265,032         $249,592          $250,800      $550
East           $283,732         $283,732          $230,731         $214,771          $214,320      $470
East           $416,766         $416,766          $447,382         $458,385          $471,960    $1,035
East           $330,349         $330,349          $304,521         $315,680          $328,320      $720
East           $320,372         $320,372          $384,932         $329,460          $330,600      $725
             ----------       ----------        ----------       ----------        ----------    ------
             $1,813,320       $1,813,320        $1,947,895       $1,860,840        $1,890,120      $691


East                N/A              N/A               N/A         $234,513          $233,775      $225
West                N/A              N/A               N/A         $248,228          $248,160      $220
East           $392,713         $392,713          $405,463         $386,225          $387,500      $310
West           $716,858         $716,858          $950,390         $920,413          $919,100      $455
             ----------       ----------        ----------       ----------        ----------    ------
             $1,109,570       $1,109,570        $1,355,852       $1,789,378        $1,788,535      $329



West         $1,452,972       $1,452,972        $1,479,973       $1,298,612        $1,300,110    $1,510
West           $401,958         $401,958          $424,161         $315,729          $315,000      $350
East                N/A              N/A          $401,724         $386,832          $387,860      $430
East           $305,232         $305,232          $519,658         $506,245          $502,560      $480
East           $904,796         $904,796          $768,684         $652,696          $652,500      $500
             ----------       ----------        ----------       ----------        ----------    ------
             $3,064,958       $3,064,958        $3,594,199       $3,160,114        $3,158,030      $630



West                N/A              N/A               N/A       $1,634,901        $1,669,800      $300
West           $919,089         $919,089        $1,021,210         $995,407          $817,695      $135
West         $3,127,480       $3,127,480        $2,736,656       $2,476,427        $2,490,540      $390
West                N/A              N/A               N/A              N/A               N/A       N/A
             ----------       ----------        ----------       ----------        ----------    ------
             $4,046,569       $4,046,569        $3,757,867       $5,106,736        $4,978,035      $199


                              RETAIL SALES ANALYSIS

                                                                           Rental
                                                   Lease Term               Rate       Breakpoint
Location   Unit          Name                   Start      Yrs.     Size   Sq. Ft.  Sq. Ft.   Percent
======================================================================================================
                    500 to 1,000 Sq. Ft.
West        102     Sunglass Hut               Nov-93       10.2      577   $60.00   $750       8.0%
East         32     Crabtree & Eveyln          Oct-88        9.9      667   $38.00   $633       6.0%
West        146     Body Shop, The             Aug-93       10.2      737   $45.00   $750       6.0%
East         11     Bercot                     Nov-95       10.0      800   $25.01   $416       6.0%
East          1     Earle Travel               Aug-93        5.2      802   $20.00   N/A        N/A
West        148 B   Colorado Pen               Sep-94       11.3      807   $40.00   $800       5.0%
West        136     Scandia Down               Dec-93        5.0      971   $26.00   $434       6.0%
West        164     Johnson & Murphy           Nov-93       10.0      980   $39.48   $582       6.0%
East         10     Am. Spoon Foods            Nov-95      M-t-M    1,000   $30.00   N/A        N/A
                                                                   ------   ------
                                             Summary                7,341   $34.79
                                             Conclude                       $35.00

                    1,001 to 2,000 Sq. Ft.
East         33     Aveda Lifestyle            Nov-95        7.0    1,048   $45.00   $750       6.0%
West        147     Papyrus                    Sep-95       10.3    1,143   $40.00   $667       6.0%
West        148 A   Speedo Fitness             Sep-94       10.3    1,207   $40.00   $800       5.0%
West        165     Mimi Materity              Jul-93       10.3    1,209   $32.00   $533       6.0%
East         24     Game Preserve, The         Oct-94        4.9    1,210   $25.00   $500       5.0%
West        107     Chico's of Indy, Inc.      Jun-94        4.9    1,220   $26.00   $434       6.0%
West        123 1   Gymboree                   Jan-95       10.0    1,222   $35.00   $700       5.0%
West        206     Unique Perfume             Nov-93       10.0    1,281   $35.00   $500       7.0%
West        131     Micheal Garret Shoes       Aug-93        7.0    1,286   $22.00   $480       5.0%
West        152     Nine West                  Nov-93       10.2    1,288   $32.00   $533       6.0%
East         47     Coach Store, The           May-88       10.3    1,403   $42.00   $700       6.0%
West        154     Nordicktrack               Nov-93       10.2    1,486   $32.00   $800       4.0%
West        209     All Stars, Inc.            Nov-95        6.9    1,492   $20.00   $333       6.0%
West        114     Visconti Shoes             Aug-94        5.2    1,538   $20.00   $400       5.0%
East         27     Englin's Footwear          Jun-88       10.5    1,559   $25.98   $433       6.0%
West        121     Baby Gap                   Nov-96        4.0    1,680   $35.00   $700       5.0%
East         44     H2O Plus                   Oct-89       10.2    1,830   $30.00   $600       5.0%
West        132     Maternite'                 Mar-94       10.0    1,910   $28.00   $466       6.0%
East         28     Pasta                      May-88        9.7    1,970   $26.00   $520       5.0%
                                                                   ------
                                             Summary               26,982   $30.57
                                             Conclude                       $30.00

                                             Retail Sales Amount per Year
                                                                                       1997 Conclude
Location        1993             1994              1995             1996             Amount     /Sq. Ft.
========================================================================================================

West               N/A              N/A          $358,606         $341,019          $340,430      $590
East               N/A              N/A          $249,725         $189,381          $190,095      $285
West               N/A              N/A          $639,650         $484,924          $486,420      $660
East               N/A              N/A               N/A          $94,296           $96,000      $120
East               N/A              N/A               N/A              N/A               N/A       N/A
West               N/A              N/A          $211,620         $294,176          $302,625      $375
West          $325,557         $325,557          $402,693         $347,035          $339,850      $350
West               N/A              N/A          $316,814         $408,660          $490,000      $500
East               N/A              N/A               N/A              N/A               N/A       N/A
            ----------       ----------        ----------       ----------        ----------    ------
              $325,557         $325,557        $2,179,107       $2,159,491        $2,245,420      $306



East               N/A              N/A               N/A         $799,152          $801,720      $765
West               N/A              N/A               N/A         $393,764          $400,050      $350
West               N/A              N/A          $309,185         $254,653          $253,470      $210
West               N/A              N/A          $387,569         $403,141          $423,150      $350
East          $479,257         $479,257          $580,074         $491,429          $496,100      $410
West          $606,889         $606,889          $436,199         $495,137          $518,500      $425
West               N/A              N/A        $1,480,416       $1,409,284        $1,405,300    $1,150
West           $88,312          $88,312          $236,665         $264,450          $288,225      $225
West          $450,241         $450,241          $366,073         $255,631          $257,200      $200
West          $115,508         $115,508          $691,733         $726,149          $759,920      $590
East        $1,321,654       $1,321,654        $1,356,477       $1,379,921        $1,403,000    $1,000
West               N/A              N/A        $1,644,541       $1,004,670        $1,004,536      $676
West               N/A              N/A               N/A         $193,751               N/A       N/A
West               N/A              N/A          $176,793         $178,177          $184,560      $120
East          $393,913         $393,913          $452,656         $511,336          $545,650      $350
West               N/A              N/A               N/A              N/A               N/A       N/A
East          $659,514         $659,514          $387,850         $281,966          $283,650      $155
West               N/A              N/A          $429,635         $399,954          $401,100      $210
East          $934,056         $934,056          $743,399         $857,364          $985,000      $500
            ----------       ----------        ----------       ----------        ----------    ------
            $5,049,343       $5,049,343        $9,679,266      $10,299,929       $10,411,131      $386

                              RETAIL SALES ANALYSIS

                                                                           Rental
                                                   Lease Term               Rate       Breakpoint
Location   Unit          Name                   Start      Yrs.     Size   Sq. Ft.  Sq. Ft.   Percent
======================================================================================================
                    2,001 to 10,000 Sq. Ft.
West        153     Cache'                     Nov-93       10.2     2,003   $28.00   $560       5.0%
West        151     Finish Line, The           Nov-93       10.0     2,139   $28.00   $560       5.0%
East         22     Pier One                   Oct-95        5.0     2,362   $25.00   $500       5.0%
East          6     Waves                      Aug-88       10.0     2,408   $27.00   $450       6.0%
West        135     Redwood & Ross             Jul-95       10.0     2,444   $23.00   $383       6.0%
West        133     Abigail's                  Aug-96        0.9     2,448   $33.33   N/A        N/A
West        109     Renditions                 Jun-94        7.1     2,481   $15.00   $300       5.0%
West        139     Talbot's Kids              Jun-93       10.6     2,500   $24.00   $480       5.0%
West        108     Britches                   Jul-93       10.1     2,501   $26.00   $650       4.0%
West        123 A   Bebe                       Jul-94       10.5     2,585   $36.00   N/A        N/A
East          3     Earthly Designs            Aug-90        7.3     2,622   $24.00   $480       5.0%
West        122     Charter Club               Nov-89       10.0     2,817   $26.00   $520       5.0%
West        140     Bath & Body Works          Jan-95        9.0     2,888   $23.00   $460       5.0%
West        117     J.T. Muesing, Inc.         Apr-94      M-t-M     2,968   $15.83   N/A        N/A
West        150     Elisabeth                  Aug-93        9.4     3,027   $32.00   $640       5.0%
West        112     Hold Everything            Aug-91       12.4     3,068   $22.95   $459       5.0%
West        128     William's-Sonoma           Aug-90       12.4     3,122   $23.88   $478       5.0%
East          7     Gap Kids                   Aug-91       15.0     3,250   $17.63   $552       5.0%
West        134     Acorn, The                 Aug-95        9.9     3,263   $24.00   $400       6.0%
East         29     Icing                      Mar-89        9.9     3,366   $13.82   $276       5.0%
West        113     Mole Hole                  May-89        9.9     3,416   $22.00   $440       5.0%
East         21     Brookstone                 May-88       12.7     3,500   $27.00   $540       5.0%
East         42 A   Bombay Co.                 Mar-93       10.1     3,567   $28.00   $467       6.0%
East         45     Victoria's Secret          May-88       12.3     3,594   $18.00   $360       5.0%
East         46     Ann Taylor                 Jul-88       10.5     3,635   $22.00   N/A        N/A
West        103     M.G. Tates                 Dec-93        4.9     3,745   $23.00   $383       6.0%
West        106     J. Shepard, Inc.           Jul-94       10.1     3,867   $19.79   $520       5.0%
West        149     Cacique                    Nov-93       12.0     4,000   $23.00   $460       5.0%
East          5     Sharper Image              May-88       12.7     4,132   $28.00   $933       3.0%
East         23     Coorpersmith's             Feb-89        9.9     4,422   $23.00   $383       6.0%
West        110     Royal Gallery              Oct-88      M-t-M     4,628   $25.00   N/A        N/A
West        104     Bacharach                  Aug-96       10.4     4,673   $26.00   $520       5.0%
East         50     Banana Republic            Oct-89       17.6     5,107   $28.00   $560       5.0%
West        116     Davidson's                 Aug-94       10.5     5,271   $16.00   $320       5.0%
East         30     Gap, The                   Aug-88       18.0     5,300   $24.00   $480       5.0%
East         25     Kits & Kaboodle            Jun-88       10.3     5,918   $19.00   $380       5.0%
West        127     Raleigh Limited, Inc.      Aug-89       10.0     6,000   $22.65   $617       4.0%
West        166     Structure                  Nov-93       12.0     6,454   $23.00   $460       5.0%


                                             Retail Sales Amount per Year
                                                                                       1997 Conclude
Location        1993             1994              1995             1996             Amount     /Sq. Ft.
========================================================================================================

West          $163,184         $163,184          $726,708         $642,222          $640,960      $320
West          $150,393         $150,393          $647,112         $722,233          $748,650      $350
East               N/A              N/A               N/A         $372,417          $377,920      $160
East          $566,217         $566,217          $537,562         $497,758          $505,680      $210
West               N/A              N/A               N/A         $498,796          $501,020      $205
West          $535,524         $535,524               N/A              N/A               N/A       N/A
West          $464,642         $464,642          $559,267         $495,208          $496,200      $200
West               N/A              N/A          $754,950         $762,900          $775,000      $310
West          $633,203         $633,203          $860,244         $695,703          $687,775      $275
West               N/A              N/A               N/A              N/A               N/A       N/A
East               N/A              N/A          $982,542         $880,101          $878,370      $335
West        $1,201,929       $1,201,929        $1,205,901       $1,158,857        $1,154,970      $410
West               N/A              N/A               N/A         $720,383          $722,000      $250
West          $708,788         $708,788          $699,320         $725,409          $742,000      $250
West               N/A              N/A          $990,888       $1,029,301        $1,059,450      $350
West          $714,230         $714,230          $912,515         $976,238          $997,100      $325
West        $1,598,901       $1,598,901        $2,123,928       $2,176,783        $2,216,620      $710
East        $2,934,068       $2,934,068        $2,942,583       $2,683,655        $2,681,250      $825
West          $430,031         $430,031          $676,420         $566,228          $571,025      $175
East        $3,410,768       $3,410,768               N/A              N/A               N/A       N/A
West        $1,146,341       $1,146,341        $1,229,213       $1,097,834        $1,110,200      $325
East        $1,131,200       $1,131,200        $1,094,555       $1,024,625        $1,015,000      $290
East        $1,191,913       $1,191,913        $1,218,559       $1,211,567        $1,212,780      $340
East        $2,285,353       $2,285,353        $1,923,185       $1,789,273        $1,797,000      $500
East        $2,215,678       $2,215,678               N/A              N/A               N/A       N/A
West          $936,962         $936,962        $1,356,289       $1,254,575        $1,254,575      $335
West        $1,377,348       $1,377,348        $1,530,327       $1,543,320        $1,546,800      $400
West          $272,400         $272,400          $519,280         $501,760          $500,000      $125
East        $1,450,332       $1,450,332        $1,825,352       $1,769,364        $1,776,760      $430
East        $1,211,318       $1,211,318        $1,077,332         $952,278          $972,840      $220
West        $1,118,125       $1,118,125        $1,178,752       $1,326,755        $1,504,100      $325
West               N/A              N/A               N/A              N/A               N/A       N/A
East        $3,642,976       $3,642,976        $3,564,380       $3,011,649        $3,013,130      $590
West               N/A              N/A          $868,397         $918,630          $948,780      $180
East        $3,874,671       $3,874,671        $3,816,636       $3,479,450        $3,498,000      $660
East        $1,800,552       $1,800,552        $2,093,137       $2,306,777        $2,515,150      $425
West        $3,246,120       $3,246,120        $3,158,040       $3,556,860        $3,900,000      $650
West          $756,990         $756,990        $1,115,445       $1,007,598        $1,032,640      $160

                              RETAIL SALES ANALYSIS

                                                                           Rental
                                                   Lease Term               Rate       Breakpoint
Location   Unit          Name                   Start      Yrs.     Size   Sq. Ft.  Sq. Ft.   Percent
======================================================================================================
West        161     Brooks Bros.               Sep-93       10.5     6,678   $23.00   $460       5.0%
West        137     Talbots                    Jun-93       10.6     7,008   $22.57   $451       5.0%
East          4     Jos. A. Bank               Sep-91        8.4     7,608   $19.00   $633       3.0%
West        145     Laura Ashely               Jun-96       10.2     8,000   $26.00   N/A        5.0%
West        158     J. Crew                    Nov-93       12.2     8,566   $36.00   $720       5.0%
West        125     Abbercrombie/Fitch         Nov-93       12.0     8,661   $21.00   $420       5.0%
                                                                    ------   ------
                                             Summary               182,012   $23.82
                                             Conclude                        $25.00

                    >10,001 Sq. Ft.
West        129     Pottery Barn               Aug-95      M-t-M    13,958   $20.00   $400       5.0%
East         35     Limited                    May-88       12.1    15,934   $16.00   $320       5.0%
East         18     Eddie Bauer                Jun-94       10.6    17,534   $23.00   $460       5.0%
                                                                    ------   ------
                                             Summary                47,426   $19.77
                                             Conclude                        $20.00

                    Shoppes
Shoppes    3407     Quick & Reilly, Inc.       Apr-93       10.6     1,120   $13.50   N/A        N/A
Shoppes    3443     Yogurt Crossing            Sep-94        4.9     1,200   $14.85   $325       4.0%
Shoppes    3309     Sunrise Deli               Oct-95        4.9     3,080   $16.10   N/A        N/A
Shoppes    3357     Next Day Signs             Jul-96        5.1     1,200   $16.00   N/A        N/A
Shoppes    3439     Crossings Pack & Post      Jun-94        2.9     1,200   $14.00   $233       6.0%
Shoppes    3425     Needle Fever               Aug-95        1.9     1,500   $14.25   $237       6.0%
Shoppes    3335     Charles Walker, Inc.       Jul-94        2.9       900   $16.00   N/A        N/A
Shoppes    3419     Atomik Design              Jul-94        2.9       900   $18.00   N/A        N/A
Shoppes    3413     Indiana Personnel          May-96        5.2     1,120   $15.00   N/A        N/A
Shoppes    3435     Countrywide Loans          Sep-95        4.9     1,200   $14.00   N/A        N/A
Shoppes    3363     Blimpie Subs               Dec-91        9.9     1,227   $15.00   N/A        N/A
Shoppes    3317     Am. Paging                 Jul-96        3.4     1,500   $15.00   N/A        N/A
Shoppes    3449     Market Place               Oct-96        2.9     1,740   $15.00   N/A        N/A
Shoppes    3367     H. & R. Block              Dec-93        5.3     1,773   $13.50   N/A        N/A
Shoppes    3349     Donato's Pizza             Jan-96        3.2     1,800   $15.00   N/A        N/A
Shoppes    3437     Laser Age, Inc.            Apr-94        5.6     2,400   $15.09   N/A        N/A
Shoppes    3315     Nargang Tailors            Oct-95        3.2       900   $15.00   N/A        N/A
Shoppes    3353     Ferrarri Photo Corp.       Dec-94        5.5     1,200   $14.00   $280       5.0%
Shoppes    3345     Gold Mine Jewelers         Nov-85       11.8     1,740   $21.00   N/A        N/A
                                                                    ------   ------
                                             Summary                27,700   $15.35
                                             Conclude                        $15.00

                                             Retail Sales Amount per Year
                                                                                       1997 Conclude
Location        1993             1994              1995             1996             Amount     /Sq. Ft.
========================================================================================================
West        $1,751,506       $1,751,506        $1,578,279       $1,679,383        $1,736,280      $260
West        $2,787,362       $2,787,362        $3,003,348       $2,962,632        $2,978,400      $425
East        $2,565,874       $2,565,874        $2,095,015       $1,776,468        $1,772,664      $233
West        $4,352,800       $4,352,800               N/A              N/A               N/A       N/A
West          $931,467         $931,467        $2,802,967       $2,869,781        $2,955,270      $345
West        $1,152,173       $1,152,173        $4,146,021       $4,546,505        $5,023,380      $580
           -----------      -----------       -----------      -----------       -----------    ------
           $54,713,332      $54,713,333       $55,816,444      $56,193,272       $57,819,739      $318



West               N/A              N/A               N/A       $3,633,686        $3,629,080      $260
East        $4,156,225       $4,156,225        $3,330,365       $3,143,938        $3,186,800      $200
East        $5,109,408       $5,109,408        $7,031,485       $6,445,674        $6,487,580      $370
           -----------      -----------       -----------      -----------       -----------    ------
            $9,265,632       $9,265,632       $10,361,850      $13,223,297       $13,303,460      $281



Shoppes            N/A              N/A               N/A              N/A               N/A       N/A
Shoppes            N/A              N/A          $318,732         $314,904          $318,000      $265
Shoppes            N/A              N/A          $684,776         $685,916          $693,000      $225
Shoppes            N/A              N/A          $149,592         $144,720          $144,000      $120
Shoppes            N/A              N/A          $155,136         $148,416          $150,000      $125
Shoppes            N/A              N/A          $266,520         $277,845          $292,500      $195
Shoppes            N/A              N/A               N/A              N/A               N/A       N/A
Shoppes            N/A              N/A               N/A              N/A               N/A       N/A
Shoppes            N/A              N/A               N/A              N/A               N/A       N/A
Shoppes            N/A              N/A               N/A              N/A               N/A       N/A
Shoppes            N/A              N/A               N/A              N/A               N/A       N/A
Shoppes            N/A              N/A               N/A              N/A               N/A       N/A
Shoppes            N/A              N/A               N/A              N/A               N/A       N/A
Shoppes            N/A              N/A               N/A              N/A               N/A       N/A
Shoppes            N/A              N/A               N/A              N/A               N/A       N/A
Shoppes            N/A              N/A               N/A              N/A               N/A       N/A
Shoppes            N/A              N/A           $58,860          $73,665           $90,000      $100
Shoppes            N/A              N/A          $188,136         $200,088          $300,000      $250
Shoppes            N/A              N/A          $767,584         $850,338          $913,500      $525
           -----------      -----------       -----------      -----------       -----------    ------
              $951,901         $952,291          $952,291         $633,559          $318,655       $12


                              RETAIL SALES ANALYSIS

                                                                           Rental
                                                   Lease Term               Rate       Breakpoint
Location   Unit          Name                   Start      Yrs.     Size   Sq. Ft.  Sq. Ft.   Percent
======================================================================================================
                    Outlot
Outlot        2     Sullivan's Steakhouse      Feb-96        5.2     6,500   $18.46   N/A        4.5%
Outlot        1     TGI Friday's               Nov-91       10.0     7,400   $28.38   $568       5.0%
Outlot        5     Keystone Grill             Apr-91       15.0    10,000   $18.00   $300       6.0%
Outlot        7     S. Anderson's Cattle       Jun-84       19.9    10,000    $5.95   $350       1.7%
Outlot     3550     Am. Bandstand Grill        Dec-93       19.9    10,000   $19.00   $810       3.0%
Outlot        6     NBD Bank NA                Nov-80       19.9     2,500   $31.64   N/A        N/A
Outlot        3     Cooker Restaurant          Jan-88       20.2     8,429   $16.61   N/A        N/A
                                                                    ------   ------
                                             Summary                54,829   $17.85
                                             Conclude                        $20.00

                                             Retail Sales Amount per Year
                                                                                       1997 Conclude
Location        1993             1994              1995             1996             Amount     /Sq. Ft.
========================================================================================================
Outlot             N/A              N/A               N/A              N/A               N/A       N/A
Outlot             N/A              N/A        $4,517,330       $4,222,292        $4,218,000      $570
Outlot             N/A              N/A        $4,467,000       $4,470,200        $4,500,000      $450
Outlot             N/A              N/A        $1,829,700       $1,887,100        $1,950,000      $195
Outlot             N/A              N/A        $4,484,100       $3,366,400        $3,400,000      $340
Outlot             N/A              N/A               N/A              N/A               N/A       N/A
Outlot             N/A              N/A               N/A              N/A               N/A       N/A
           -----------      -----------       -----------      -----------       -----------    ------
                   N/A              N/A       $15,298,130      $13,945,992       $14,068,000      $257

                        OCCUPANCY COSTS FOR FASHION MALL

                                   All Tenants

  Fiscal     Minimum       Overage      Sub Total     Expense        Total         Total         Occupancy Cost (1)
    Year      Rent           Rent        Expense     Recoveries   Tenant Cost   Retail Sales   Sub/Sales  Total/Sales
=====================================================================================================================
    1998   $11,075,384   $  560,486    $11,635,870   $3,044,096   $14,679,966   $175,215,000     6.64%       8.38%
    1999   $11,566,158   $  684,958    $12,251,116   $3,250,473   $15,501,589   $183,050,000     6.69%       8.47%
    2000   $12,094,548   $  786,883    $12,881,431   $3,497,566   $16,378,997   $190,254,000     6.77%       8.61%
    2001   $12,496,258   $  819,669    $13,315,927   $3,671,563   $16,987,490   $196,152,000     6.79%       8.66%
    2002   $12,893,642   $  922,207    $13,815,849   $3,880,409   $17,696,258   $204,762,000     6.75%       8.64%
    2003   $13,074,942   $1,062,003    $14,136,945   $4,011,522   $18,148,467   $211,864,000     6.67%       8.57%
    2004   $13,135,724   $1,176,284    $14,312,008   $4,111,295   $18,423,303   $217,473,000     6.58%       8.47%
    2005   $13,536,240   $1,257,713    $14,793,953   $4,241,015   $19,034,968   $225,027,000     6.57%       8.46%
    2006   $13,973,260   $1,337,564    $15,310,824   $4,412,045   $19,722,869   $233,578,000     6.55%       8.44%
    2007   $14,312,294   $1,300,546    $15,612,840   $4,559,677   $20,172,517   $239,995,000     6.51%       8.41%
           ==========================================================================================================
Totals     $12,815,845   $  990,831    $13,806,676   $3,867,966   $17,674,642   $207,737,000     6.65%       8.51%

Note: 1) Occupancy cost percentages are estimated two ways: a) by dividing base rent and overage rent by total sales (Sub/Sales) and b) dividing the total rental, including expense recoveries, by total sales (Total/Sales).

                             Enclosed Mall Tenants

  Fiscal     Minimum       Overage      Sub Total     Expense        Total         Total         Occupancy Cost (1)
    Year      Rent           Rent        Expense     Recoveries    Expenses     Retail Sales   Sub/Sales  Total/Sales
=====================================================================================================================
    1998   $ 7,524,239   $  428,490    $ 7,952,729   $2,725,152   $10,677,881   $107,341,000     7.41%       9.95%
    1999   $ 7,942,280   $  484,204    $ 8,426,484   $2,912,082   $11,338,566   $112,582,000     7.48%      10.07%
    2000   $ 8,418,737   $  527,693    $ 8,946,430   $3,149,393   $12,095,823   $117,360,000     7.62%      10.31%
    2001   $ 8,796,683   $  499,999    $ 9,296,682   $3,309,445   $12,606,127   $120,831,000     7.69%      10.43%
    2002   $ 9,220,121   $  540,274    $ 9,760,395   $3,510,836   $13,271,231   $127,462,000     7.66%      10.41%
    2003   $ 9,335,595   $  580,715    $ 9,916,310   $3,622,742   $13,539,052   $130,983,000     7.57%      10.34%
    2004   $ 9,363,329   $  627,747    $ 9,991,076   $3,709,435   $13,700,511   $133,761,000     7.47%      10.24%
    2005   $ 9,721,561   $  637,759    $10,359,320   $3,820,839   $14,180,159   $138,385,000     7.49%      10.25%
    2006   $10,109,995   $  645,647    $10,755,642   $3,978,745   $14,734,387   $143,903,000     7.47%      10.24%
    2007   $10,366,433   $  641,705    $11,008,138   $4,117,694   $15,125,832   $148,204,000     7.43%      10.21%
           ==========================================================================================================
Totals     $ 9,079,897   $  561,423    $ 9,641,321   $3,485,636   $13,126,957   $128,081,200     7.53%      10.25%

Note: 1) Occupancy cost percentages are estimated two ways: a) by dividing base rent and overage rent by total sales (Sub/Sales) and b) dividing the total rental, including expense recoveries, by total sales (Total/Sales).

                        OCCUPANCY COSTS FOR FASHION MALL

                              Galahad Mall Tenants

  Fiscal     Minimum       Overage      Sub Total     Expense        Total         Total         Occupancy Cost (1)
    Year      Rent           Rent        Expense     Recoveries    Expenses     Retail Sales   Sub/Sales  Total/Sales
=====================================================================================================================
    1998   $ 4,691,359   $  244,000    $ 4,935,359   $1,450,993   $ 6,386,352   $ 64,154,000     7.69%       9.95%
    1999   $ 5,083,765   $  281,257    $ 5,365,022   $1,618,444   $ 6,983,466   $ 68,397,000     7.84%      10.21%
    2000   $ 5,342,586   $  296,453    $ 5,639,039   $1,755,782   $ 7,394,821   $ 69,906,000     8.07%      10.58%
    2001   $ 5,634,156   $  258,030    $ 5,892,186   $1,921,028   $ 7,813,214   $ 73,185,000     8.05%      10.68%
    2002   $ 5,769,066   $  279,032    $ 6,048,098   $2,002,996   $ 8,051,094   $ 76,262,000     7.93%      10.56%
    2003   $ 5,848,207   $  295,331    $ 6,143,538   $2,064,256   $ 8,207,794   $ 78,152,000     7.86%      10.50%
    2004   $ 5,838,239   $  316,235    $ 6,154,474   $2,101,588   $ 8,256,062   $ 79,162,000     7.77%      10.43%
    2005   $ 6,174,764   $  303,320    $ 6,478,084   $2,188,030   $ 8,666,114   $ 83,042,000     7.80%      10.44%
    2006   $ 6,334,182   $  274,933    $ 6,609,115   $2,252,656   $ 8,861,771   $ 85,224,000     7.75%      10.40%
    2007   $ 6,541,662   $  268,540    $ 6,810,202   $2,346,979   $ 9,157,181   $ 88,793,000     7.67%      10.31%
           ==========================================================================================================
Totals     $ 5,725,799   $  281,713    $ 6,007,512   $1,970,275   $ 7,977,787   $ 76,627,700     7.84%      10.41%

Note: 1) Occupancy cost percentages are estimated two ways: a) by dividing base rent and overage rent by total sales (Sub/Sales) and b) dividing the total rental, including expense recoveries, by total sales (Total/Sales).

                             Guinevere Mall Tenants

  Fiscal     Minimum       Overage      Sub Total     Expense        Total         Total         Occupancy Cost (1)
    Year      Rent           Rent        Expense     Recoveries    Expenses     Retail Sales   Sub/Sales  Total/Sales
=====================================================================================================================
    1998   $ 2,832,880   $ 184,490     $ 3,017,370   $1,274,159   $ 4,291,529   $ 43,187,000     6.99%       9.94%
    1999   $ 2,858,515   $ 202,947     $ 3,061,462   $1,293,638   $ 4,355,100   $ 44,185,000     6.93%       9.86%
    2000   $ 3,076,151   $ 231,240     $ 3,307,391   $1,393,611   $ 4,701,002   $ 47,454,000     6.97%       9.91%
    2001   $ 3,162,527   $ 241,969     $ 3,404,496   $1,388,417   $ 4,792,913   $ 47,646,000     7.15%      10.06%
    2002   $ 3,451,055   $ 261,242     $ 3,712,297   $1,507,840   $ 5,220,137   $ 51,200,000     7.25%      10.20%
    2003   $ 3,487,388   $ 285,384     $ 3,772,772   $1,558,486   $ 5,331,258   $ 52,831,000     7.14%      10.09%
    2004   $ 3,525,090   $ 311,512     $ 3,836,602   $1,607,847   $ 5,444,449   $ 54,599,000     7.03%       9.97%
    2005   $ 3,546,797   $ 334,439     $ 3,881,236   $1,632,809   $ 5,514,045   $ 55,343,000     7.01%       9.96%
    2006   $ 3,775,813   $ 370,714     $ 4,146,527   $1,726,089   $ 5,872,616   $ 58,679,000     7.07%      10.01%
    2007   $ 3,824,771   $ 373,165     $ 4,197,936   $1,770,715   $ 5,968,651   $ 59,411,000     7.07%      10.05%
           ==========================================================================================================
Totals     $ 3,354,099   $ 279,710     $ 3,633,809   $1,515,361   $ 5,149,170   $ 51,453,500     7.06%      10.01%

Note: 1) Occupancy cost percentages are estimated two ways: a) by dividing base rent and overage rent by total sales (Sub/Sales) and b) dividing the total rental, including expense recoveries, by total sales (Total/Sales).

                        OCCUPANCY COSTS FOR FASHION MALL

                                 Shoppes Tenants

  Fiscal     Minimum       Overage      Sub Total     Expense        Total         Total         Occupancy Cost (1)
    Year      Rent           Rent        Expense     Recoveries    Expenses     Retail Sales   Sub/Sales  Total/Sales
=====================================================================================================================
    1998  $   410,567    $      --     $   410,567   $   90,628  $    501,195   $  2,700,000     15.21%     18.56%
    1999  $   445,895    $      --     $   445,895   $  101,601  $    547,496   $  3,013,000     14.80%     18.17%
    2000  $   432,969    $      --     $   432,969   $   99,421  $    532,390   $  3,078,000     14.07%     17.30%
    2001  $   451,795    $      --     $   451,795   $  106,020  $    557,815   $  3,061,000     14.76%     18.22%
    2002  $   457,643    $      --     $   457,643   $  111,670  $    569,313   $  3,331,000     13.74%     17.09%
    2003  $   487,891    $      --     $   487,891   $  117,210  $    605,101   $  3,476,000     14.04%     17.41%
    2004  $   490,318    $      --     $   490,318   $  120,528  $    610,846   $  3,597,000     13.63%     16.98%
    2005  $   513,379    $      --     $   513,379   $  125,552  $    638,931   $  3,723,000     13.79%     17.16%
    2006  $   538,444    $      --     $   538,444   $  129,951  $    668,395   $  3,853,000     13.97%     17.35%
    2007  $   550,318    $      --     $   550,318   $  134,495  $    684,813   $  3,988,000     13.80%     17.17%
         ============================================================================================================
Totals    $   477,922    $      --     $   477,922   $  113,708  $    591,630   $  3,382,000     14.13%     17.49%

Note: 1) Occupancy cost percentages are estimated two ways: a) by dividing base rent and overage rent by total sales (Sub/Sales) and b) dividing the total rental, including expense recoveries, by total sales (Total/Sales).

                               Anchor Mall Tenants

  Fiscal     Minimum       Overage      Sub Total     Expense        Total         Total         Occupancy Cost (1)
    Year      Rent           Rent        Expense     Recoveries    Expenses     Retail Sales   Sub/Sales  Total/Sales
=====================================================================================================================
    1998   $ 2,161,670   $    36,900   $  2,198,570  $  109,095   $ 2,307,665   $ 48,729,000     4.51%      4.74%
    1999   $ 2,194,401   $    88,680   $  2,283,081  $  113,400   $ 2,396,481   $ 50,435,000     4.53%      4.75%
    2000   $ 2,259,261   $   129,542   $  2,388,803  $  121,041   $ 2,509,844   $ 52,200,000     4.58%      4.81%
    2001   $ 2,259,261   $   171,834   $  2,431,095  $  123,916   $ 2,555,011   $ 54,027,000     4.50%      4.73%
    2002   $ 2,259,261   $   215,606   $  2,474,867  $  126,891   $ 2,601,758   $ 55,918,000     4.43%      4.65%
    2003   $ 2,270,071   $   260,910   $  2,530,981  $  129,970   $ 2,660,951   $ 57,875,000     4.37%      4.60%
    2004   $ 2,291,691   $   307,800   $  2,599,491  $  134,779   $ 2,734,270   $ 59,901,000     4.34%      4.56%
    2005   $ 2,291,691   $   356,331   $  2,648,022  $  142,941   $ 2,790,963   $ 61,997,000     4.27%      4.50%
    2006   $ 2,291,691   $   395,220   $  2,686,911  $  146,355   $ 2,833,266   $ 64,167,000     4.19%      4.42%
    2007   $ 2,291,691   $   434,211   $  2,725,902  $  149,888   $ 2,875,790   $ 66,413,000     4.10%      4.33%
           ==========================================================================================================
Totals     $ 2,257,069   $   239,703   $  2,496,772  $  129,828   $ 2,626,600   $ 57,166,200     4.37%      4.59%

Note: 1) Occupancy cost percentages are estimated two ways: a) by dividing base rent and overage rent by total sales (Sub/Sales) and b) dividing the total rental, including expense recoveries, by total sales (Total/Sales).


                            KEYSTONE AT THE CROSSING
                             LEASE ABSTRACT REPORT
                                FOR ALL TENANTS

                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE LEASE  LEASE  OPTION     MINIMUM      MINIMUM  OVERAGE  CEILING
    TENANT         CODES    FEET  BEGIN   END   #/MOS      RENT/SF        RENT      %     (000'S)
---------------  --------  ------ -----  -----  ------  -------------   -------  -------  -------
#  1-SUITE 125      200     8,661 11/93  11/05    -            21.00    181,881    5.00  UNLIMITED
ABERCROMBIE         100                                 12/97  23.00    199,203
                                                        12/01  25.00    216,525

#  2-SUITE 133      200     2,448  8/96   7/97    -            33.33     81,592    6.00  UNLIMITED
ABIGAIL'S           100

#  3-SUITE 012      100       902  6/90  11/00    -            27.72     25,003    5.00  UNLIMITED
ALEXANDRIA'S        300                                 12/98  28.82     25,996

#  4-SUITE 209      200     1,492 11/95  10/02    -            20.00     29,840    6.00  UNLIMITED
ALL STARS, INC.     600                                 11/97  22.00     32,824
                                                        11/00  32.04     47,804

#  5-SUITE OUTLOT   500    10,000  1/94   6/05    -            19.00    190,000    3.00  UNLIMITED
AMER. BANDSTAND GR  700

                                                 1-101         21.00    210,000    5.00  UNLIMITED
                                                        12/08  23.00    230,000

#  6-SUITE 3317     300    15,000  7/96  12/99    -            15.00     22,500
AMERICAN PAGING     900

#  7-SUITE 046      100     3,635  7/88   1/99    -            22.00     79,970    5.00  UNLIMITED
ANN TAYLOR          100

#  8-SUITE 3417     300       900  7/94   6/97    -            18.00     16,200
ATOMIK DESIGN       900

#  9-SUITE 033      100     1,048 11/95  11/02    -            45.00     47,160    6.00  UNLIMITED
AVEDA LIFESTYLE     100                                 12/98  50.00     52,400

# 10-SUITE 121      200     1,680 12/96  11/00    -            35.00     58,800    5.00  UNLIMITED
BABY GAP            100


                   BREAKPOINT                      PRO RATA    % OF RENT
    TENANT          (000'S)       RECOVERIES      SHARE BASE  SUBJ TO CPI
---------------  ------------ ------------------  ----------  -----------
#  1-SUITE 125       NATURAL   WEST CAM + ADMIN      ZERO
ABERCROMBIE                    WEST MALL TAX         ZERO
                               WEST MALL INSURANC    ZERO

#  2-SUITE 133           734   NONE                  ZERO
ABIGAIL'S

#  3-SUITE 012       NATURAL   EAST CAM + ADMIN.     ZERO
ALEXANDRIA'S                   EAST MALL TAX         ZERO
                               INSURANCE- EAST ML    ZERO

#  4-SUITE 209       NATURAL   WEST CAM + ADMIN      ZERO
ALL STARS, INC.                WEST MALL TAX         ZERO
                               WEST MALL INSURANC    ZERO

#  5-SUITE OUTLOT      4,300   OUTLOT R.E. TAXES     ZERO
AMER. BANDSTAND GR             OUTLOT CAM            ZERO

                       4,200   OUTLOT R.E. TAXES     ZERO
                               OUTLOT CAM            ZERO

#  6-SUITE 3317      NATURAL   SHOPPES CAM + ADMIN  ZERO
AMERICAN PAGING                SHOPPES TAX          ZERO
                               SHOPPES INSURANCE    ZERO

#  7-SUITE 046         1,454   EAST CAM + ADMIN     ZERO
ANN TAYLOR        2/94 1,635   EAST MALL TAX        ZERO
                               INSURANCE- EAST ML   ZERO

#  8-SUITE 3417      NATURAL   SHOPPES CAM + ADMIN  ZERO
ATOMIK DESIGN                  SHOPPES TAX          ZERO
                               SHOPPES INSURANCE    ZERO

#  9-SUITE 033       NATURAL   EAST CAM + ADMIN.    ZERO
AVEDA LIFESTYLE                EAST MALL TAX        ZERO
                               INSURANCE- EAST ML   ZERO

# 10-SUITE 121       NATURAL   WEST CAM + ADMIN     ZERO
BABY GAP                       WEST MALL TAX        ZERO
                               WEST MALL INSURANC   ZERO

                      PRIMARY/                                                            ANNUAL
                      SECONDARY  SQUARE    LEASE     LEASE  OPTION       MINIMUM         MINIMUM
     TENANT             CODES     FEET     BEGIN      END   #/MOS        RENT/SF           RENT
-------------------  ----------  ------    -----     -----  -------  ---------------    ---------

# 11-SUITE 104          200        4,673    8/96     1/07   --                 26.00      121,498
BACHRACH                100                                 --        12/99    28.00      130,844
                                                            --        12/03    30.00      140,190

# 12-SUITE 050          100        5,107   10/89     5/07   --                 28.00      142,996
BANANA REPUBLIC         100                                 --         6/99    32.00      163,424
                                                            --         6/02    34.00      173,638

# 13-SUITE 038A         100        1,047    9/93     8/98   --                 32.00       33,504
BARRINGTON JEWELS       300


# 14-SUITE 140          200        2,888    1/95     1/04   --                 23.00       66,424
BATH & BODY WORKS       100                                 --         1/98    25.00       72,200


# 15-SUITE 123A         200        2,585    7/94     1/05   --                 36.00       93,060
BEBE                    100                                 --         1/99    40.00      103,400
                                                            --         1/02    42.00      108,570

# 16-SUITE 011          100          800   11/95    11/05   --                 25.01       20,008
BERCOT                  100                                 --        12/98    26.00       20,800
                                                            --        12/02    27.00       21,600

# 17-SUITE 3363         300        1,227   12/91    11/01   --                 15.00       18,405
BLIMPIE SUBS            900                                 --        12/97    15.50       19,019
                                                            --        12/98    16.00       19,632
                                                            --        12/99    16.50       20,246
                                                            --        12/00    17.00       20,859

# 18-SUITE 146          200          737    8/93    10/03   --                 45.00       33,165
BODY SHOP, THE          100                                 --        11/00    50.00       36,850


# 19-SUITE 042A         100        3,567    3/93     4/03   --                 28.00       99,876
BOMBAY COMPANY          100                                 --         5/00    30.00      107,010


# 20-SUITE 217          200        3,276    8/94     7/04   --                  0.00            0
BRENNER LUGGAGE         600


                   OVERAGE    CEILING        BREAKPOINT                           PRO RATA     % OF RENT
     TENANT           %       (000'S)         (000'S)           RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------   -------    ---------    --------------   ------------------   ----------   -----------
# 11-SUITE 104         5.00   UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
BACHRACH                                                    WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 12-SUITE 050         5.00   UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
BANANA REPUBLIC                                             EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 13-SUITE 038A        6.00   UNLIMITED               524   EAST CAM + ADMIN.          ZERO
BARRINGTON JEWELS                          9/95       558   EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 14-SUITE 140         5.00   UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
BATH & BODY WORKS                                           WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 15-SUITE 123A        5.00   UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
BEBE                                                        WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 16-SUITE 011         6.00   UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
BERCOT                                                      EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 17-SUITE 3363                                   NATURAL   SHOPPES CAM + ADMN         ZERO
BLIMPIE SUBS                                                SHOPPES TAX                ZERO
                                                            SHOPPES INSURANCE          ZERO



# 18-SUITE 146         6.00   UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
BODY SHOP, THE                                              WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 19-SUITE 042A        6.00   UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
BOMBAY COMPANY                                              EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 20-SUITE 217         7.00   UNLIMITED              ZERO   WEST CAM + ADMIN           ZERO
BRENNER LUGGAGE                                             WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

                      PRIMARY/                                                            ANNUAL
                      SECONDARY  SQUARE    LEASE     LEASE  OPTION       MINIMUM         MINIMUM
     TENANT             CODES     FEET     BEGIN      END   #/MOS        RENT/SF           RENT
-------------------  ----------  ------    -----     -----  -------  ---------------    ---------

# 21-SUITE 108          200        2,501     7/93    8/03  --                  26.00         65,026
BRITCHES GREAT OUT      100                                           9/00     28.00         70,028


# 22-SUITE 161          200        6,678     9/93    3/04  --                  23.00        153,594
BROOKS BROTHERS         100                                           4/99     26.00        173,628


# 23-SUITE 021          100        3,500     5/88    1/01  --                  27.00         94,500
BROOKSTONE              100


# 24-SUITE 153          200        2,003    11/93    1/04  --                  28.00         56,084
CACHE'                  100                                          12/00     30.00         60,090


# 25-SUITE 149          200        4,000    11/93   11/05  --                  23.00         92,000
CACIQUE                 100


# 26-SUITE 210          200        5,566    10/95    9/10  --                  20.00        111,320
CALIFORNIA PIZZA K      500                                          10/00     21.00        116,886
                                                                     10/05     23.00        128,018

# 27-SUITE 3335         300          900     7/94    6/97  --                  16.00         14,400
CHARLES WALKER, INC     900


# 28-SUITE 122          200        2,817    11/89   11/99  --                  26.00         73,242
CHARTER CLUB            100


# 29-SUITE 143          200        2,020    11/93   10/03  --                  27.00         54,540
CHEESE SHOP, THE        100                                          11/00     29.00         58,580


# 30-SUITE 008          100        1,250     6/88    1/99  --                  29.00         36,250
CHERYL & CO             400


# 31-SUITE 107          200        1,220     6/94    5/99  --                  26.00         31,720
CHICOS OF INDY          100                                           6/97     28.00         34,160



                   OVERAGE    CEILING        BREAKPOINT                           PRO RATA     % OF RENT
     TENANT           %       (000'S)         (000'S)           RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------   -------    ---------    --------------   ------------------   ----------   -----------
# 21-SUITE 108         4.00   UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
BRITCHES GREAT OUT                                          WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 22-SUITE 161         5.00   UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
BROOKS BROTHERS                                             WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 23-SUITE 021         5.00   UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
BROOKSTONE                                                  EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 24-SUITE 153         5.00   UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
CACHE'                                                      WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 25-SUITE 149         5.00   UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
CACIQUE                                                     WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 26-SUITE 210         3.00   UNLIMITED             3,800   WEST CAM + ADMIN           ZERO
CALIFORNIA PIZZA K                                          WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 27-SUITE 3335                                   NATURAL   SHOPPES CAM + ADMN         ZERO
CHARLES WALKER, INC                                         SHOPPES TAX                ZERO
                                                            SHOPPES INSURANCE          ZERO

# 28-SUITE 122         5.00   UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
CHARTER CLUB                                                WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 29-SUITE 143         6.00   UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
CHEESE SHOP, THE                                            WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 30-SUITE 008         6.00   UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
CHERYL & CO.                                                EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 31-SUITE 107         6.00   UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
CHICOS OF INDY                                              WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

                      PRIMARY/                                                            ANNUAL
                      SECONDARY  SQUARE    LEASE     LEASE  OPTION       MINIMUM         MINIMUM
     TENANT             CODES     FEET     BEGIN      END   #/MOS        RENT/SF           RENT
-------------------  ----------  ------    -----     -----  -------  ---------------    ---------
# 32-SUITE 047          100        1,403     5/88    8/98  --                  42.00         58,926
COACH STORE, THE        100


# 33-SUITE 148B         200          807    10/94    1/06  --                  40.00         32,280
COLORADO PEN CO.        100                                           3/98     45.00         36,315
                                                                      3/02     50.00         40,350

# 34-SUITE OUTLOT       500        8,429     1/88    3/08  --                  16.61        140,006
COOKER RESTAURANT       700                                           4/98     17.20        144,979
                                                                      4/04     17.80        150,036

# 35-SUITE 023          100        4,422     2/89    1/99  --                  23.00        101,706
COOPERSMITH'S           100


# 36-SUITE 3435         300        1,200     9/95    8/00  --                  14.00         16,800
COUNRTYWIDE HOME L      900                                           9/98     14.42         17,304
                                                                      9/99     14.85         17,820

# 37-SUITE 032          100          667    10/88    9/98  --                  38.00         25,346
CRABTREE & EVELYN       100


# 38-SUITE 115          200        6,057     6/84    5/99  --                  15.00         90,855
CRACKERS COMEDY         500


# 39-SUITE 3439         300        1,200     6/94    5/97  --                  14.00         16,800
CROSSING PACK &         900


# 40-SUITE 111          200        6,386     5/80    4/00  --                  14.62         93,363
DALT'S                  500                                           5/97     15.06         96,164
                                                                      5/98     15.51         99,049
                                                                      5/99     15.98        102,021

# 41-SUITE 116          200        5,271     8/94    2/05  --                  16.00         84,336
DAVIDSON'S              100                                           3/98     18.00         94,878
                                                                      3/02     21.00        110,691



                   OVERAGE    CEILING        BREAKPOINT                           PRO RATA     % OF RENT
     TENANT           %       (000'S)         (000'S)           RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------   -------    ---------    --------------   ------------------   ----------   -----------
# 32-SUITE 047         6.00   UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
COACH STORE, THE                                            EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 33-SUITE 148B        5.00   UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
COLORADO PEN CO.                                            WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 34-SUITE OUTLOT                                 NATURAL   OUTLOT R.E. TAXES          ZERO
COOKER RESTAURANT                                           OUTLOT CAM                 ZERO


# 35-SUITE 023         6.00   UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
COOPERSMITH'S                                               EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 36-SUITE 3435                                   NATURAL   SHOPPES CAM + ADMN         ZERO
COUNRTYWIDE HOME L                                          SHOPPES TAX                ZERO
                                                            SHOPPES INSURANCE          ZERO

# 37-SUITE 032         6.00   UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
CRABTREE & EVELYN                                           EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 38-SUITE 115         6.00   UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
CRACKERS COMEDY                                             WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 39-SUITE 3439        6.00   UNLIMITED           NATURAL   SHOPPES CAM + ADMN         ZERO
CROSSING PACK &                                             SHOPPES TAX                ZERO
                                                            SHOPPES INSURANCE          ZERO

# 40-SUITE 111         5.00   UNLIMITED             1,518   WEST CAM + ADMIN           ZERO
DALT'S                                                      WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 41-SUITE 116         5.00   UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
DAVIDSON'S                                                  WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

                      PRIMARY/                                                            ANNUAL
                      SECONDARY  SQUARE    LEASE     LEASE  OPTION       MINIMUM         MINIMUM
     TENANT             CODES     FEET     BEGIN      END   #/MOS        RENT/SF           RENT
-------------------  ----------  ------    -----     -----  -------  ---------------    ---------
# 42-SUITE 3349         300         1,800    1/96    4/99  --                  15.00         27,000
DONATO'S PIZZA          900


# 43-SUITE 001          100           802    8/93   10/98  --                  20.00         16,040
EARLE TRAVEL AGENT      100


# 44-SUITE 003          100         2,622    8/90   12/97  --                  24.00         62,928
EARTHLY DESIGNS         100


# 45-SUITE 018          100        17,534   6/94     1/05  --                  23.00        403,282
EDDIE BAUER             100                                           9/97     25.00        438,350
                                                                      9/01     27.00        473,418

# 46-SUITE 150          200         3,027    9/93    1/03  --                  32.00         96,864
ELISABETH               100                                          12/00     34.00        102,918


# 47-SUITE 027          100         1,559    6/88   12/98  --                  25.98         40,503
ENGLIN'S FINE FOOT      100


# 48-SUITE 054          100           456    9/88    8/98  --                  36.00         16,416
ENZO PIZZA OF KEYS      200


# 49-SUITE 3353         300         1,200   12/94    6/00  --                  14.00         16,800
FERRARRI PHOTO          900                                          12/97     14.50         17,400
                                                                     12/98     15.00         18,000

# 50-SUITE 151          200         2,139   12/93   11/03  --                  28.00         59,892
FINISH LINE, THE        100                                          12/00     30.00         64,170


# 51-SUITE 051          100           456    9/88    8/98  --                  40.00         18,240
FRESHENS YOGURT         200


                   OVERAGE    CEILING        BREAKPOINT                           PRO RATA     % OF RENT
     TENANT           %       (000'S)         (000'S)           RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------   -------    ---------    --------------   ------------------   ----------   -----------
# 42-SUITE 3349                                   NATURAL   SHOPPES CAM + ADMN         ZERO
DONATO'S PIZZA                                              SHOPPES TAX                ZERO
                                                            SHOPPES INSURANCE          ZERO

# 43-SUITE 001            --        --                 --   EAST CAM + ADMIN.          ZERO
EARLE TRAVEL AGENT                                          EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 44-SUITE 003          5.00  UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
EARTHLY DESIGNS                                             EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 45-SUITE 018          5.00  UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
EDDIE BAUER                                                 EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 46-SUITE 150          5.00  UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
ELISABETH                                                   WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 47-SUITE 027          6.00  UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
ENGLIN'S FINE FOOT                                          EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 48-SUITE 054         10.00  UNLIMITED               400   EAST CAM + ADMIN.          ZERO
ENZO PIZZA OF KEYS                                          EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO
                                                            FOOD COURT CAM             ZERO

# 49-SUITE 3353         5.00  UNLIMITED           NATURAL   SHOPPES CAM + ADMN         ZERO
FERRARRI PHOTO                                              SHOPPES TAX                ZERO
                                                            SHOPPES INSURANCE          ZERO

# 50-SUITE 151          5.00  UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
FINISH LINE, THE                                            WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 51-SUITE 051          8.00  UNLIMITED               273   EAST CAM + ADMIN.          ZERO
FRESHENS YOGURT                                             EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO
                                                            FOOD COURT CAM             ZERO

                      PRIMARY/                                                            ANNUAL
                      SECONDARY  SQUARE    LEASE     LEASE  OPTION       MINIMUM         MINIMUM
     TENANT             CODES     FEET     BEGIN      END   #/MOS        RENT/SF           RENT
-------------------  ----------  ------    -----     -----  -------  ---------------    ---------
# 52-SUITE 024          100         1,210   10/94    9/99  --                  25.00         30,250
GAME PRESERVE, THE      100                                          10/97     27.00         32,670


# 53-SUITE 030          100         5,300    9/88    8/06  --                  24.00        127,200
GAP                     100                                           8/98     28.00        148,400
                                                                      8/03     32.00        169,600

# 54-SUITE 007          100         3,450    8/91    8/06  --                  26.00         89,700
GAP KIDS                100                                           9/01     30.00        103,500


# 55-SUITE 020          100         1,039   12/95    1/06  --                  45.00         46,755
GLORIA JEAN'S COFF      400                                          12/98     47.00         48,833
                                                                     12/02     50.00         51,950

# 56-SUITE 3345         300         1,740   12/85    8/97  --                  21.00         36,540
GOLD MINE JEWELERS      900


# 57-SUITE 040          100         1,305    6/88   12/98  --                  32.00         41,760
GOODMAN JEWELERS        300


# 58-SUITE 126          200         2,444    2/97    1/07  --                  35.00         85,540
GYMBOREE                100                                           2/02     40.00         97,760


# 59-SUITE 3367         300         1,773   12/93    4/99  --                  13.50         23,936
H&R BLOCK TAX           900                                           5/97     14.50         25,709


# 60-SUITE 044          100         1,830   10/89   12/99  --                  30.00         54,900
H20 PLUS                100


# 61-SUITE 112          200         3,068    9/91    1/04  --                  22.95         70,411
HOLD EVERYTHING         100                                           9/97     25.08         76,945
                                                                      9/00     27.40         84,063

# 62-SUITE 124          200         7,005    8/96    7/06  --                  20.00        140,100
HOULIHAN'S              500                                           8/01     22.00        154,110


                   OVERAGE    CEILING        BREAKPOINT                           PRO RATA     % OF RENT
     TENANT           %       (000'S)         (000'S)           RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------   -------    ---------    --------------   ------------------   ----------   -----------
# 52-SUITE 024          5.00  UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
GAME PRESERVE, THE                                          EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 53-SUITE 030          5.00  UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
GAP                                                         EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 54-SUITE 007          5.00  UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
GAP KIDS                                                    EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 55-SUITE 020          8.00  UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
GLORIA JEAN'S COFF                                          EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 56-SUITE 3345                                   NATURAL   SHOPPES CAM + ADMN         ZERO
GOLD MINE JEWELERS                                          SHOPPES TAX                ZERO
                                                            SHOPPES INSURANCE          ZERO

# 57-SUITE 040          5.00  UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
GOODMAN JEWELERS                                            EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 58-SUITE 126          5.00  UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
GYMBOREE                                                    WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 59-SUITE 3367                                   NATURAL   SHOPPES CAM + ADMN         ZERO
H&R BLOCK TAX                                               SHOPPES TAX                ZERO
                                                            SHOPPES INSURANCE          ZERO

# 60-SUITE 044          5.00  UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
H20 PLUS                                                    EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 61-SUITE 112          5.00  UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
HOLD EVERYTHING                                             WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 62-SUITE 124          4.00  UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
HOULIHAN'S                                                  WEST MALL TAX              ZERO
                                                            WEST MALL INSURANCE        ZERO

                      PRIMARY/                                                            ANNUAL
                      SECONDARY  SQUARE    LEASE     LEASE  OPTION       MINIMUM         MINIMUM
     TENANT             CODES     FEET     BEGIN      END   #/MOS        RENT/SF           RENT
-------------------  ----------  ------    -----     -----  -------  ---------------    ---------
# 63-SUITE 029          100          1,368   3/89    2/99  --                  34.00         46,512
ICING, THE              100


# 64-SUITE 056          100            456   6/90    9/00  --                  40.00         18,240
INDY'S HOT DOGS &       200



# 65-SUITE 158          200          8,566  11/93    1/06  --                  36.00        308,376
J. CREW                 100


# 66-SUITE 106          200          3,867   7/94    8/04  --                  26.00        100,542
J. SHEPARD              100                                           9/97     28.00        108,276
                                                                      9/01     30.00        116,010

# 67-SUITE 119          200            861   8/92    7/97  --                  23.39         20,139
J.C. SIPE               300


# 68-SUITE E-MAJOR      400        120,000   9/88    8/18  --                   8.99      1,078,800
JACOBSON'S              800



                                                           1-120                8.99      1,078,800




# 69-SUITE 164          200            980  11/93   11/03  --                  32.00         31,360
JOHNSTON & MURPHY       100                                          12/00     34.00         33,320


# 70-SUITE 004          100          7,608   9/89    2/00  --                  19.00        144,552
JOS. A. BANK CLOTH      100


# 71-SUITE OUTLOT       500         10,000   4/81    4/06  --                  18.00        180,000
KEYSTONE GRILL          700


                   OVERAGE    CEILING        BREAKPOINT                           PRO RATA     % OF RENT
     TENANT           %       (000'S)         (000'S)           RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------   -------    ---------    --------------   ------------------   ----------   -----------
# 63-SUITE 029          5.00  UNLIMITED           NATURAL EAST CAM + ADMIN.            ZERO
ICING, THE                                                EAST MALL TAX                ZERO
                                                          INSURANCE- EAST ML           ZERO

# 64-SUITE 056          8.00  UNLIMITED               417 EAST CAM + ADMIN.            ZERO
INDY'S HOT DOGS &                                         EAST MALL TAX                ZERO
                                                          INSURANCE- EAST ML           ZERO
                                                          FOOD COURT CAM               ZERO

# 65-SUITE 158          5.00  UNLIMITED           NATURAL WEST CAM + ADMIN             ZERO
J. CREW                                                   WEST MALL TAX                ZERO
                                                          WEST MALL INSURANC           ZERO

# 66-SUITE 106          5.00  UNLIMITED           NATURAL WEST CAM + ADMIN             ZERO
J. SHEPARD                                                WEST MALL TAX                ZERO
                                                          WEST MALL INSURANC           ZERO

# 67-SUITE 119          8.00        146              ZERO WEST CAM + ADMIN             ZERO
J.C. SIPE               3.00        292                   WEST MALL TAX                ZERO
                        1.00  UNLIMITED                   WEST MALL INSURANC           ZERO

# 68-SUITE E-MAJOR      4.00     36,000              ZERO MAJOR'S CAM
JACOBSON'S              3.00     48,000
                        2.00     60,000
                        1.00  UNLIMITED

                        4.00     36,000              ZERO MAJOR'S CAM
                        3.00     48,000
                        2.00     60,000
                        1.00  UNLIMITED

# 69-SUITE 164          6.00  UNLIMITED               535 WEST CAM + ADMIN             ZERO
JOHNSTON & MURPHY                          12/96      570 WEST MALL TAX                ZERO
                                           12/00      606 WEST MALL INSURANC           ZERO

# 70-SUITE 004          3.00  UNLIMITED           NATURAL EAST CAM + ADMIN.            ZERO
JOS. A. BANK CLOTH                                        EAST MALL TAX                ZERO
                                                          INSURANCE- EAST ML           ZERO

# 71-SUITE OUTLOT       6.00  UNLIMITED           NATURAL OUTLOT R.E. TAXES            ZERO
KEYSTONE GRILL                                            OUTLOT CAM                   ZERO

                                                                          PAGE 8

                      PRIMARY/                                                             ANNUAL
                      SECONDARY  SQUARE    LEASE     LEASE  OPTION       MINIMUM          MINIMUM
     TENANT             CODES     FEET     BEGIN      END   #/MOS        RENT/SF            RENT
-------------------  ----------  ------    -----     -----  -------  ---------------     ---------
# 72-SUITE 025          100         5,918    7/88    9/98  --                  19.00         112,442
KITS AND KABOODLE       100


# 73-SUITE 3437         300         2,400    5/94   11/99  --                  15.09          36,216
LASER AGE               900                                           6/97     15.39          36,936
                                                                      6/98     15.70          37,680

# 74-SUITE 145          200         8,000    6/96    8/06  --                  26.00         208,000
LAURA ASHLEY            100                                           9/99     28.00         224,000
                                                                      9/03     30.00         240,000

# 75-SUITE 035          100        15,934    5/88    8/00  --                  16.00         254,944
LIMITED                 100


# 76-SUITE 103          200         3,745   12/93   11/98  --                  23.00          86,135
M.G. TATES              100                                          12/97     24.00          89,880


# 77-SUITE 3449         300         1,740   10/96    9/99  --                  15.00          26,100
MARKET PLACE, THE       900


# 78-SUITE 131          200         1,286    8/93    8/00  --                  22.00          28,292
MICHAEL GARRETT SH      100                                           9/97     24.00          30,864


# 79-SUITE 052          100           456    3/94   12/98  --                  40.00         18,240
MILANO TO GO            200



# 80-SUITE 165          200         1,209    8/93   11/03  --                  32.00         38,688
MIMI MATERNITY          100                                          12/00     34.00         41,106


# 81-SUITE 113          200         3,416    5/89    4/99  --                  22.00         75,152
MOLE HOLE @ CROSSG      100                                           5/97     24.00         81,984


                   OVERAGE    CEILING        BREAKPOINT                           PRO RATA     % OF RENT
     TENANT           %       (000'S)         (000'S)           RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------   -------    ---------    --------------   ------------------   ----------   -----------
# 72-SUITE 025          5.00  UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
KITS AND KABOODLE                                           EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 73-SUITE 3437                                   NATURAL   SHOPPES CAM + ADMN         ZERO
LASER AGE                                                   SHOPPES TAX                ZERO
                                                            SHOPPES INSURANCE          ZERO

# 74-SUITE 145          5.00  UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
LAURA ASHLEY                                                WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 75-SUITE 035          5.00  UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
LIMITED                                                     EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO

# 76-SUITE 103          6.00  UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
M.G. TATES                                                  WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 77-SUITE 3449                                   NATURAL   SHOPPES CAM + ADMN         ZERO
MARKET PLACE, THE                                           SHOPPES TAX                ZERO
                                                            SHOPPES INSURANCE          ZERO

# 78-SUITE 131          5.00  UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
MICHAEL GARRETT SH                                          WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 79-SUITE 052          8.00  UNLIMITED           NATURAL   EAST CAM + ADMIN.          ZERO
MILANO TO GO                                                EAST MALL TAX              ZERO
                                                            INSURANCE- EAST ML         ZERO
                                                            FOOD COURT CAM             ZERO

# 80-SUITE 165          6.00  UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
MIMI MATERNITY                                              WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO

# 81-SUITE 113          5.00  UNLIMITED           NATURAL   WEST CAM + ADMIN           ZERO
MOLE HOLE @ CROSSG                                          WEST MALL TAX              ZERO
                                                            WEST MALL INSURANC         ZERO


                      PRIMARY/                                                            ANNUAL
                      SECONDARY  SQUARE    LEASE     LEASE  OPTION       MINIMUM         MINIMUM
     TENANT             CODES     FEET     BEGIN      END   #/MOS        RENT/SF           RENT
-------------------  ----------  ------    -----     -----  -------  ---------------    ---------
# 82-SUITE 132          200        1,910     4/94    3/04     -                28.00       53,480
MOTHERS WORK            100                                           4/99     30.00       57,300


# 83-SUITE 155          200        1,128     4/95    3/02     -                26.00       29,328
MRS. FIELDS COOKIE      400                                           4/98     28.00       31,584


# 84-SUITE 3315         300          900    10/95   12/98     -                15.00       13,500
NARGANG TAILORS         900


# 85-SUITE OUTLOT       500        2,500    11/80   10/00     -                31.64       79,100
NBD BANK                700

                                                            1 - 60             36.38       90,950


                                                            2 - 60             41.84      104,600


                                                            3 - 60             48.12      120,300


                                                            4 - 60             55.33      138,325


# 86-SUITE 3425         300        1,500     8/95    7/97     -                14.25       21,375
NEEDLE FEVER            900


# 87-SUITE 3357         300        1,200     7/96    8/01     -                16.00       19,200
NEXT DAY SIGNS          900                                           9/99     17.00       20,400


# 88-SUITE 152          200        1,288    11/93    1/04     -                32.00       41,216
NINE WEST               100


# 89-SUITE 154          200        1,486    11/93   11/03     -                32.00       47,552
NORDICTRACK FITNES      100                                          12/00     36.00       53,496



                     OVERAGE   CEILING        BREAKPOINT                            PRO RATA     % OF RENT
     TENANT             %      (000'S)         (000'S)            RECOVERIES       SHARE BASE   SUBJ TO CPI
-------------------  -------   ---------    --------------    ------------------   ----------   -----------
# 82-SUITE 132          6.00   UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
MOTHERS WORK                                                  WEST MALL TAX              ZERO
                                                              WEST MALL INSURANC         ZERO

# 83-SUITE 155          6.00   UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
MRS. FIELDS COOKIE                                            WEST MALL TAX              ZERO
                                                              WEST MALL INSURANC         ZERO

# 84-SUITE 3315                                    NATURAL    SHOPPES CAM + ADMN         ZERO
NARGANG TAILORS                                               SHOPPES TAX                ZERO
                                                              SHOPPES INSURANCE          ZERO

# 85-SUITE OUTLOT       -      -                   -          OUTLOT R.E. TAXES          ZERO
NBD BANK                                                      OUTLOT CAM                 ZERO

                        -      -                   -          OUTLOT R.E. TAXES          ZERO
                                                              OUTLOT CAM                 ZERO

                        -      -                   -          OUTLOT R.E. TAXES          ZERO
                                                              OUTLOT CAM                 ZERO

                        -      -                   -          OUTLOT R.E. TAXES          ZERO
                                                              OUTLOT CAM                 ZERO

                        -      -                   -          OUTLOT R.E. TAXES          ZERO
                                                              OUTLOT CAM                 ZERO

# 86-SUITE 3425         6.00   UNLIMITED           NATURAL    SHOPPES CAM + ADMN         ZERO
NEEDLE FEVER                                                  SHOPPES TAX                ZERO
                                                              SHOPPES INSURANCE          ZERO

# 87-SUITE 3357                                    NATURAL    SHOPPES CAM + ADMN         ZERO
NEXT DAY SIGNS                                                SHOPPES TAX                ZERO
                                                              SHOPPES INSURANCE          ZERO

# 88-SUITE 152          6.00   UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
NINE WEST                                                     WEST MALL TAX              ZERO
                                                              WEST MALL INSURANC         ZERO

# 89-SUITE 154          4.00   UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
NORDICTRACK FITNES                                            WEST MALL TAX              ZERO
                                                              WEST MALL INSURANC         ZERO

                      PRIMARY/                                                              ANNUAL
                      SECONDARY   SQUARE    LEASE    LEASE  OPTION       MINIMUM           MINIMUM
     TENANT             CODES      FEET     BEGIN     END   #/MOS        RENT/SF             RENT
-------------------  ----------   ------    -----    -----  -------  ----------------     ----------
# 90-SUITE 147          200        1,143    10/95     1/06    -                 40.00         45,720
PAPYRUS                 100                                          12/98      43.00         49,149
                                                                     12/00      45.00         51,435

# 91-SUITE W-MAJOR      400      129,721    11/93    11/13    -                  8.35      1,083,170
PARISIAN                800                                          12/98       9.10      1,180,461
                                                                     12/02       9.35      1,212,891
                                                                     12/08       9.75      1,264,780

                                                             1-120               9.75      1,264,780

# 92-SUITE 028          100        1,970     5/88     1/99    -                 26.00         51,220
PASTA                   100


# 93-SUITE 022          100        2,362    10/95    10/00    -                 25.00         59,050
PIER ONE                100


# 94-SUITE 129          200       13,958     9/95     1/08    -                 20.00        279,160
POTTERY BARN            100                                          12/98      21.80        304,284
                                                                     12/01      23.76        331,642
                                                                     12/04      25.90        361,512

# 95-SUITE 3407         300        1,120     4/93    11/03    -                 13.50         15,120
QUICK & REILLY, INC     100


# 96-SUITE 127          200        6,000     8/89     8/99    -                 22.65        135,900
RALIEGH LIMITED         100


# 97-SUITE 109          200        2,481     7/94     7/01    -                 15.00         37,215
RENDITIONS              100                                           8/98      18.00         44,658


# 98-SUITE 136          200          971    12/93    12/98    -                 26.00         25,246
SCANDIA DOWN            100


# 99-SUITE 005          100        4,132    10/88     1/01    -                 28.00        115,696
SHARPER IMAGE           100                                           9/97      32.00        132,224




                      OVERAGE   CEILING        BREAKPOINT                            PRO RATA     % OF RENT
     TENANT              %      (000'S)         (000'S)            RECOVERIES       SHARE BASE   SUBJ TO CPI
-------------------   -------   ---------    --------------    ------------------   ----------   -----------
# 90-SUITE 147          6.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
PAPYRUS                                                        WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

# 91-SUITE W-MAJOR      2.50    UNLIMITED           42,752     PARISIAN CAM
PARISIAN



                        2.50    UNLIMITED           42,752     PARISIAN CAM

# 92-SUITE 028          5.00    UNLIMITED           NATURAL    EAST CAM + ADMIN.          ZERO
PASTA                                                          EAST MALL TAX              ZERO
                                                               INSURANCE- EAST ML         ZERO

# 93-SUITE 022          5.00    UNLIMITED           NATURAL    EAST CAM + ADMIN.          ZERO
PIER ONE                                                       EAST MALL TAX              ZERO
                                                               INSURANCE- EAST ML         ZERO

# 94-SUITE 129          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
POTTERY BARN                                                   WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO


# 95-SUITE 3407                                     NATURAL    SHOPPES CAM + ADMN         ZERO
QUICK & REILLY, INC                                            SHOPPES TAX                ZERO
                                                               SHOPPES INSURANCE          ZERO

# 96-SUITE 127          4.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
RALIEGH LIMITED                                                WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

# 97-SUITE 109          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
RENDITIONS                                                     WEST MALL TAX              ZERO
                                                               WEST MALL INSURRNC         ZERO

# 98-SUITE 136          6.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
SCANDIA DOWN                                                   WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

# 99-SUITE 005          3.00    UNLIMITED           NATURAL    EAST CAM + ADMIN.          ZERO
SHARPER IMAGE                                                  EAST MALL TAX              ZERO
                                                               INSURANCE- EAST ML         ZERO

                      PRIMARY/                                                              ANNUAL
                      SECONDARY   SQUARE    LEASE    LEASE  OPTION       MINIMUM           MINIMUM
     TENANT             CODES      FEET     BEGIN     END   #/MOS        RENT/SF             RENT
-------------------  ----------   ------    -----    -----  -------  ----------------     ----------
#100-SUITE 130          200        2,915     2/97     1/07    -                 25.00         72,875
SLEEP OPTIONS           100                                           2/02      28.00         81,620


#101-SUITE 148A         200        1,207     9/94     1/05    -                 40.00         48,280
SPEEDO AUTH. FITNS      100                                          12/97      43.00         51,901
                                                                     12/01      46.00         55,522

#102-SUITE 053          100          456     9/88     8/98    -                 40.00         18,240
STEAK EXPRESS           200



#103-SUITE 166          200        6,454    11/93    11/05    -                 23.00        148,442
STRUCTURE               100


#104-SUITE OUTLOT       500       10,000     6/84     5/04    -                  5.95         59,500
STUART ANDERSON'S       700

                                                             1- 60               7.65         76,500


                                                             2- 60               8.50         85,000


#105-SUITE OUTLOT       500        6,500     2/96     4/01    -                 18.46        119,990
SULLIVAN'S STEAKHS      700

#106-SUITE 102          200          577    11/93     1/04    -                 60.00         34,620
SUNGLASS HUT            100                                          12/00      65.00         37,505


#107-SUITE 3309         300        3,080    10/95     9/00    -                 16.90         52,052
SUNRISE DELI            900                                          10/97      17.75         54,670
                                                                     10/98      18.63         57,380
                                                                     10/99      19.57         60,276

#108-SUITE 137          200        7,008     6/93     1/04    -                 22.57        158,171
TALBOTS                 100                                           9/00      23.14        162,165
                                                                      1/03      24.57        172,187



                      OVERAGE   CEILING        BREAKPOINT                            PRO RATA     % OF RENT
     TENANT              %      (000'S)         (000'S)            RECOVERIES       SHARE BASE   SUBJ TO CPI
-------------------   -------   ---------    --------------    ------------------   ----------   -----------
#100-SUITE 130          6.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
SLEEP OPTIONS                                                  WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#101-SUITE 148A         5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
SPEEDO AUTH. FITNS                                             WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#102-SUITE 053          8.00    UNLIMITED               417    EAST CAM + ADMIN.          ZERO
STEAK EXPRESS                                                  EAST MALL TAX              ZERO
                                                               INSURANCE- EAST ML         ZERO
                                                               FOOD COURT CAM             ZERO

#103-SUITE 166          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
STRUCTURE                                                      WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#104-SUITE OUTLOT       1.70    UNLIMITED           NATURAL    OUTLOT R.E. TAXES          ZERO
STUART ANDERSON'S                                              OUTLOT CAM                 ZERO

                        1.70    UNLIMITED           NATURAL    OUTLOT R.E. TAXES          ZERO
                                                               OUTLOT CAM                 ZERO

                        1.70    UNLIMITED           NATURAL    OUTLOT R.E. TAXES          ZERO
                                                               OUTLOT CAM                 ZERO

#105-SUITE OUTLOT                                   NATURAL    OUTLOT R.E. TAXES          ZERO
SULLIVAN'S STEAKHS                                             OUTLOT CAM                 ZERO

#106-SUITE 102          8.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
SUNGLASS HUT                                                   WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#107-SUITE 3309                                     NATURAL    SHOPPES CAM + ADMN         ZERO
SUNRISE DELI                                                   SHOPPES TAX                ZERO
                                                               SHOPPES INSURANCE          ZERO


#108-SUITE 137          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
TALBOTS                                                        WEST MALL TAX              ZERO
                                                               WEST MALL INSURANT         ZERO

                      PRIMARY/                                                              ANNUAL
                      SECONDARY   SQUARE    LEASE    LEASE  OPTION       MINIMUM           MINIMUM
     TENANT             CODES      FEET     BEGIN     END   #/MOS        RENT/SF             RENT
-------------------  ----------   ------    -----    -----  -------  ----------------     ----------
#109-SUITE 139          200        2,500     6/93     1/04    -                 24.00         60,000
TALBOTS KIDS            100                                           9/00      26.00         65,000


#110-SUITE OUTLOT       500        7,400    12/91    11/01    -                 28.38        210,012
TGI FRIDAY'S            700

#111-SUITE 206          200        1,281    11/93    11/03    -                 35.00         44,835
UNIQUE PERFUME          600                                          12/98      38.00         48,678


#112-SUITE 110          200        4,628     1/97    12/06    -                 25.00        115,700
ROYAL GALLERY           100


#113-SUITE 010          100        1,000    11/95     7/97    -                 30.00         30,000
AM. SPOON FOODS         100

#114-SUITE 039          100        1,076     9/97     8/07    -                 30.00         32,280
VACANT                  100                                           9/02      35.63         38,339


#115-SUITE 041          100        2,062     7/97     6/07    -                 25.00         51,550
VACANT                  100                                           7/02      29.69         61,225


#116-SUITE 201          200        8,101     7/98     6/08    -                 12.94        104,807
VACANT                  600                                           7/03      15.37        124,477


#117-SUITE 117          200        2,968     4/90     3/98    -                 15.95         47,340
J.T. MUESING            100


#118-SUITE 120          200          820     1/98    12/07    -                 36.22         29,704
VACANT                  100                                           1/03      43.02         35,280


#119-SUITE 147A         200          492     5/98     4/08    -                 36.22         17,823
VACANT                  100                                           5/03      43.02         21,168




                      OVERAGE   CEILING        BREAKPOINT                            PRO RATA     % OF RENT
     TENANT              %      (000'S)         (000'S)            RECOVERIES       SHARE BASE   SUBJ TO CPI
-------------------   -------   ---------    --------------    ------------------   ----------   -----------
#109-SUITE 139          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
TALBOTS KIDS                                                   WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#110-SUITE OUTLOT       5.00    UNLIMITED           NATURAL    OUTLOT R.E. TAXES          ZERO
TGI FRIDAY'S                                                   OUTLOT CAM                 ZERO

#111-SUITE 206          7.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
UNIQUE PERFUME                                                 WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#112-SUITE 110          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
ROYAL GALLERY                                                  WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#113-SUITE 010          5.00    UNLIMITED           NATURAL    NONE
AM. SPOON FOODS

#114-SUITE 039          5.00    UNLIMITED           NATURAL    EAST CAM + ADMIN.          ZERO
VACANT                                                         EAST MALL TAX              ZERO
                                                               INSURANCE- EAST ML         ZERO

#115-SUITE 041          5.00    UNLIMITED           NATURAL    EAST CAM + ADMIN.          ZERO
VACANT                                                         EAST MALL TAX              ZERO
                                                               INSURANCE- EAST ML         ZERO

#116-SUITE 201          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
VACANT                                                         WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#117-SUITE 117          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
J.T. MUESING                                                   WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#118-SUITE 120          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
VACANT                                                         WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#119-SUITE 147A         5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
VACANT                                                         WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

                      PRIMARY/                                                              ANNUAL
                      SECONDARY   SQUARE    LEASE    LEASE  OPTION       MINIMUM           MINIMUM
     TENANT             CODES      FEET     BEGIN     END   #/MOS        RENT/SF             RENT
-------------------  ----------   ------    -----    -----  -------  ----------------     ----------
#120-SUITE 134          200        3,263     2/98     1/08    -                 25.88         84,430
VACANT                  100                                           2/03      30.73        100,276


#121-SUITE 135          200        2,444     3/98     2/08    -                 25.88         63,239
VACANT                  100                                           3/03      30.73         75,107


#122-SUITE 142          200          900    12/82     3/98    -                 33.00         29,700
SLOAN & CO.             100


#123-SUITE 204          200        1,122     1/99    12/08    -                 16.07         18,029
VACANT                  600                                           1/04      19.08         21,412


#124-SUITE 218          200        6,682     1/00    12/09    -                 13.86         92,606
VACANT                  600                                           1/05      19.75        131,984


#125-SUITE 141          200          475     8/97     7/07    -                 35.00         16,625
VACANT                  100                                           8/02      41.57         19,745


#126-SUITE 3329         300        1,440     1/98    12/07    -                 15.52         22,356
VACANT                  900                                           1/03      18.44         26,552


#127-SUITE 002          100        1,442     9/93    12/97    -                  4.16          5,999
EARTHLY STORAGE         100

#128-SUITE 042          100        1,375    10/97     9/07    -                 30.00         41,250
VACANT                  100                                          10/02      35.63         48,992


#129-SUITE 144          200        2,132     4/97     3/07    -                 25.00         53,300
VACANT                  100                                           4/03      30.73         65,519


#130-SUITE 156          200        1,292    12/97    12/06    -                 30.00         38,760
VACANT                  100                                          12/02      35.63         46,035




                      OVERAGE   CEILING        BREAKPOINT                            PRO RATA     % OF RENT
     TENANT              %      (000'S)         (000'S)            RECOVERIES       SHARE BASE   SUBJ TO CPI
-------------------   -------   ---------    --------------    ------------------   ----------   -----------
#120-SUITE 134          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
VACANT                                                         WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#121-SUITE 135          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
VACANT                                                         WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#122-SUITE 142          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
SLOAN & CO.                                                    WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#123-SUITE 204          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
VACANT                                                         WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#124-SUITE 218          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
VACANT                                                         WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#125-SUITE 141          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
VACANT                                                         WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#126-SUITE 3329         5.00    UNLIMITED           NATURAL    SHOPPES CAM + ADMN         ZERO
VACANT                                                         SHOPPES TAX                ZERO
                                                               SHOPPES INSURANCE          ZERO

#127-SUITE 002          5.00    UNLIMITED           NATURAL    NONE
EARTHLY STORAGE

#128-SUITE 042          5.00    UNLIMITED           NATURAL    EAST CAM + ADMIN.          ZERO
VACANT                                                         EAST MALL TAX              ZERO
                                                               INSURANCE- EAST ML         ZERO

#129-SUITE 144          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
VACANT                                                         WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#130-SUITE 156          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
VACANT                                                         WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

                      PRIMARY/                                                              ANNUAL
                      SECONDARY   SQUARE    LEASE    LEASE  OPTION       MINIMUM           MINIMUM
     TENANT             CODES      FEET     BEGIN     END   #/MOS        RENT/SF             RENT
-------------------  ----------   ------    -----    -----  -------  ----------------     ----------
#131-SUITE 205          200          850     4/99     3/09    -                 18.75         15,934
VACANT                  600                                           4/04      22.26         18,925


#132-SUITE 207          200        2,482     7/99     6/09    -                 13.39         33,235
VACANT                  600                                           7/04      15.90         39,472


#133-SUITE 213          200        5,033    10/99     9/09    -                 13.39         67,393
VACANT                  600                                          10/04      15.90         80,042


#134-SUITE 118          200        1,133    11/97    10/07    -                 30.00         33,990
VACANT                  100                                          11/02      35.63         40,369


#135-SUITE 3413         300        1,120     7/97     6/07    -                 15.00         16,800
VACANT                  900                                           7/02      17.82         19,953


#136-SUITE 045          100        3,594     6/88     8/00    -                 18.00         64,692
VICTORIA'S SECRET       100


#137-SUITE 114          200        1,538     8/94    10/99    -                 20.00         30,760
VISCONTI SHOES          100


#138-SUITE 123          200        1,222     5/97     4/07    -                 45.00         54,990
WALKING CO., THE        100                                           5/02      50.00         61,100


#139-SUITE 006          100        2,408     9/88     8/98    -                 27.00         65,016
WAVES                   100


#140-SUITE 128          200        3,122     9/90     1/03    -                 23.88         74,553
WILLIAMS-SONOMA         100                                          12/99      26.10         81,484




                      OVERAGE   CEILING        BREAKPOINT                            PRO RATA     % OF RENT
     TENANT              %      (000'S)         (000'S)            RECOVERIES       SHARE BASE   SUBJ TO CPI
-------------------   -------   ---------    --------------    ------------------   ----------   -----------
#131-SUITE 205          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
VACANT                                                         WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#132-SUITE 207          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
VACANT                                                         WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#133-SUITE 213          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
VACANT                                                         WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#134-SUITE 118          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
VACANT                                                         WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#135-SUITE 3413         5.00    UNLIMITED           NATURAL    SHOPPES CAM + ADMN         ZERO
VACANT                                                         SHOPPES TAX                ZERO
                                                               SHOPPES INSURANCE          ZERO

#136-SUITE 045          5.00    UNLIMITED           NATURAL    EAST CAM + ADMIN.          ZERO
VICTORIA'S SECRET                                              EAST MALL TAX              ZERO
                                                               INSURANCE- EAST ML         ZERO

#137-SUITE 114          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
VISCONTI SHOES                                                 WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#138-SUITE 123          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
WALKING CO., THE                                               WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#139-SUITE 006          6.00    UNLIMITED           NATURAL    EAST CAM + ADMIN.          ZERO
WAVES                                                          EAST MALL TAX              ZERO
                                                               INSURANCE- EAST ML         ZERO

#140-SUITE 128          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
WILLIAMS-SONOMA                                                WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

                      PRIMARY/                                                              ANNUAL
                      SECONDARY   SQUARE    LEASE    LEASE  OPTION       MINIMUM           MINIMUM
     TENANT             CODES      FEET     BEGIN     END   #/MOS        RENT/SF             RENT
-------------------  ----------   ------    -----    -----  -------  ----------------     ----------
#141-SUITE 055          100          456     9/93     8/98    -                 40.00         18,240
WOK RIGHT IN            200



#142-SUITE 3443         300        1,200     9/94     8/99    -                 14.85         17,820
YOGURT CROSSING         900                                           9/97      15.30         18,360
                                                                      9/98      15.76         18,912

#143-SUITE 203          200        1,544    10/98     9/08    -                 15.52         23,971
VACANT                  600                                          10/03      18.44         28,470


#144-SUITE 210A         200          829     1/97     1/97    -                  0.00              0
VACANT                  600

#145-SUITE MGT.EAST     100          455     1/97     7/24    -                  0.00              0
MANAGEMENT OFFICE      1000

#146-SUITE MGT.WEST     200        1,025     1/97     7/24    -                  0.00              0
MANAGEMENT OFFICE      1000
                                 -------
                                 682,912
                                 =======



                      OVERAGE   CEILING        BREAKPOINT                            PRO RATA     % OF RENT
     TENANT              %      (000'S)         (000'S)            RECOVERIES       SHARE BASE   SUBJ TO CPI
-------------------   -------   ---------    --------------    ------------------   ----------   -----------
#141-SUITE 055          8.00    UNLIMITED           300        EAST CAM + ADMIN.          ZERO
WOK RIGHT IN                                                   EAST MALL TAX              ZERO
                                                               INSURANCE- EAST ML         ZERO
                                                               FOOD COURT CAM             ZERO

#142-SUITE 3443         4.00    UNLIMITED           NATURAL    SHOPPES CAM + ADMN         ZERO
YOGURT CROSSING                                                SHOPPES TAX                ZERO
                                                               SHOPPES INSURANCE          ZERO

#143-SUITE 203          5.00    UNLIMITED           NATURAL    WEST CAM + ADMIN           ZERO
VACANT                                                         WEST MALL TAX              ZERO
                                                               WEST MALL INSURANC         ZERO

#144-SUITE 210A                                     NATURAL    NONE
VACANT

#145-SUITE MGT.EAST     -       -                   -          NONE
MANAGEMENT OFFICE

#146-SUITE MGT.WEST     -       -                   -          NONE
MANAGEMENT OFFICE

                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------

                           Professional Qualifications

                            JAMES C. KAFES, MAI, CRE

EXPERIENCE:             Landauer Associates, Inc. (since 1986)
                        Managing Director, Member of the Board of Directors,
                        Member of the Management Committee, and General Manager of the New York Valuation and Technical Services
                        Division. Valuation and real estate counseling on major urban properties and portfolios, including financial and feasibility analyses, appraisal reviews and independent fiduciary services.

                        Miller & Kafes Associates, Inc. (1972-1986)
                        Principal. Valuations, market studies, investment analyses and counseling services on major commercial developments nationwide and in the Caribbean.

                        James E. Gibbons Associates (1970-1972)
                        Assistant Director. Real estate valuations and counseling services.

                        National Bank of North America (1969-1970)
                        Chief Appraiser. Market valuations and analysis of investment opportunities.

                        General Services Administration (1962-1968)
                        Economic analyses, highest and best use studies, market valuations.

PROFESSIONAL
ACTIVITIES:             MAI:     Appraisal Institute
                        CRE:     American Society of Real Estate Counselors

                                 Has served on national committees of
                                 the Appraisal Institute and ASREC
                                 since 1971, including current service
                                 as a board member and past service as
                                 Editor-in-Chief and Chairman of the
                                 Editorial Board of The Appraisal
                                 Journal, published quarterly by the
                                 Appraisal Institute.
                        Member: Board of Directors, Cedar Income Fund Board of Directors, Realty Credit Corp. Roundtable of Advisors, Murray H. Goodman
                                  Center for Real Estate Studies, Lehigh
                                  University
                                 The Real Estate Board of New York, Inc.

CERTIFICATION:          Currently certified in the Appraisal Institute's
                        voluntary program of continuing education for its designated members.

EDUCATION:              BS, MBA, Lehigh University

                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------

                           Professional Qualifications

                               KEVIN D. GRAY, CRE

EXPERIENCE:             Landauer Associates, Inc., (since 1985)
                        Senior Vice President, Valuation and Technical Services
                        Division. Real estate consulting emphasizing appraisals, market and feasibility studies, cash flow analyses and portfolio valuation. All property types, national assignments.

                        Price Waterhouse (1985)
                        Senior Associate. General management and real estate consulting; strategic planning and expansion into new markets and new operations, and incorporation of real estate investment into overall corporate strategic goals.

                        Becker, Becker and Lamont, Inc.
                        Senior Associate (1983-1984), Associate (1981-1983). Real estate programming and feasibility studies; special emphasis on retail planning, new product development and reorganization strategies to increase effectiveness of client operations.

                        Supreme Court, State of Connecticut (1978-1981) Consultant on Court Facilities. Management of real estate planning during reorganization of the Connecticut court system.

PROFESSIONAL
ACTIVITIES:             Member:     American Society of Real Estate Counselors
                                    (CRE)
                        Member:     International Council of Shopping Centers
                        Registered Architect, Connecticut
                        Commissioner of Planning and Zoning, Town of Darien,
                        Connecticut, 1989-1993

EDUCATION:              MPPM, Finance and Accounting, Yale University, 1985
                        M, Architecture, University of Pennsylvania, 1977
                        BA, Architecture, University of Pennsylvania, 1973

STATE
CERTIFICATION:          State of New York General Appraiser
                        State of California General Appraiser
                        State of Texas General Appraiser

                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------

                           Professional Qualifications

                                  PAUL F. ENGEL

EXPERIENCE:             Landauer Associates, Inc., Chicago, IL (since 1984)
                        Managing Director, Valuation and Technical Services
                        Division
                        Management, preparation and review of real estate valuation services in all types of real property including portfolio valuation, partial interests and investment consulting in the Midwest region and nationally.

                        Talman Home Federal Savings & Loan, Chicago, IL (1982-1984)
                        Assistant Vice President, Appraisal Specialist. Real estate appraisals, feasibility studies, market analyses and liquidation pricing for all types of properties, Chicago area and nationally.

                        Northwest Federal Savings and Loan, Chicago, IL (1968-1982)
                        Assistant Vice President, Chief Appraiser and Manager of Appraisal Services. Real estate appraisals, loan committee participation, appraisal policy formation and administration of Appraisal Department.

PROFESSIONAL
ACTIVITIES:             Candidate Member - Appraisal Institute
                        Past Secretary - Chicagoland Market Data Center
                        Past Committee Member - Appraisal Institute Market Data
                        Center (Chicagoland)
                        Participated in various programs for the Appraisal
                        Institute; contributed to forming a monthly market data publication for Chicago-area appraisers.

CERTIFICATION:          Currently certified as State General Appraiser in:
                              Illinois (License No. 153-000410)
                              Indiana (License No. CG 69201411)

EDUCATION:              Northeastern Illinois University
                        Central YMCA College of Real Estate
                        Appraisal Institute Courses 101, 201, R-2 Exam,
                        Narrative Report Writing, Standards of Professional
                        Practice.

SEMINARS:               Tax Considerations in Real Estate, Investment
                              Feasibility Analysis, Special Use Properties, Regression Analysis, and others.
                        Savings & Loan Institute; various courses related to
                              real estate and Financial Industry.

                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------

                           Professional Qualifications

                               JOHN P. BAKER, MAI

EXPERIENCE:             Landauer Associates, Inc., Chicago, IL (since 1994)
                        Director, Valuation and Technical Services Division.
                        Research and valuation of income-producing properties throughout the United States. Experience includes general real estate consulting, valuation, market assessments, and litigation support.

                        Chase and Company, Denver, CO (1985-1993)
                        Appraiser. Research and appraise land and income-producing properties.

                        Jefferson County, Golden, CO (1974-1985)
                        Acquisition Administrator. Negotiated the acquisition of real estate and water rights for Jefferson County's Open Space Program.

PROFESSIONAL
ACTIVITIES:             Member, Appraisal Institute (MAI)

CERTIFICATION:          Currently certified as State General Appraiser in
                              Illinois (License Number 153-000915) and Colorado Certified General Appraiser (License Number CG0l313629)
                        Licensed Real Estate Salesman, State of Colorado
                        Currently certified in the voluntary program of
                              continuing education for designated members conducted by the Appraisal Institute.

EDUCATION:              MA Social Science/Public Administration, University of
                              Northern Colorado, Greeley, CO
                        BS Degree - Geography/Urban Planning, Northern Michigan
                              University, Marquette, MI
                        Real Estate Practice (1980) and Water Law (1984),
                              University of Denver, School of Law, Continuing Education
                        Legal Aspects of Planning (Zoning Law), University of
                              Colorado, Boulder, CO, 1976
                        Numerous professional practice and real estate related
                              courses offered by the Appraisal Institute. Also, various seminars, workshops, and continuing education courses sponsored by the Appraisal Institute.

                             TRADE AREA INFORMATION

The following information is based upon a retail market analysis prepared by HSG/Gould Associates. The study was prepared primarily to evaluate the market, locational and demographic factors relating to the feasibility of a prospective Parisian department store as a second anchor tenant at Keystone at the Crossing The Fashion Mall. The results of this study were integral in Parisian's making the decision to locate at The Fashion Mall, which was accomplished in November 1993.

Trade Area

Keystone at the Crossing The Fashion Mall (hereafter referred to as The Fashion
Mall) is located at the northern boundary of the city of Indianapolis, the 12th largest city in the U.S. It is also part of the broader Indianapolis metropolitan area-- an eight-county market with a 1990 population exceeding 1.2 million persons. (See Map- 1 Trading Area)

Best known as the State Capitol of Indiana, Indianapolis has undergone tremendous growth as a business center, university town and amateur sports center. It is also the site of the famed Indianapolis 500 (an annual event) and home to two major league sports teams-- the NBA's Indiana Pacers and the NFL's Indianapolis Colts. The combination of these and other features provided the basis for moderate but balanced growth in the metro area.

The continuing importance of this mid-western market is reflected in population growth rates, which increased from five percent in the 1970's to seven percent in the 1980's. These gains are a contrast to more sluggish growth underway in such nearby markets as Chicago, Louisville and Cincinnati. As will be noted shortly, the geography and demography of metro growth strongly favors The Fashion Mall.

The dominant county is Marion, which contains the subject site, the city of Indianapolis and the metro area's major concentration of retail facilities. Although Marion's share of the total metro population has decreased from roughly 71% in 1970 to about 64% in 1990, it remains the principal population center and accounted for almost 40 percent of metro population growth in the 1980's. Population growth trends for the metro area as a whole and its constituent counties are shown in Table 1, below.

                                    Table 1.
================================================================================
               POPULATION TRENDS IN METRO INDIANAPOLIS, 1970-1990
================================================================================
                                                                1980-1990 Change
  County                1970          1980          1990       Number    Percent
================================================================================
Marion                 793,767       765,233       797,159     31,927       4.2%
--------------------------------------------------------------------------------
Hamilton                54,531        82,027       108,936     26,909      32.8%
--------------------------------------------------------------------------------
Johnson                 61,138        77,240        88,109     10,869      14.1%
--------------------------------------------------------------------------------
Hendricks               53,974        69,804        75,717      5,913       8.5%
--------------------------------------------------------------------------------
Morgan                  44,176        51,999        55,920      3,921       7.5%
--------------------------------------------------------------------------------
Hancock                 35,096        43,939        45,527      1,588       3.6%
--------------------------------------------------------------------------------
Shelby                  37,797        39,887        40,307        420       1.1%
--------------------------------------------------------------------------------
Boone                   30,870        36,446        38,147      1,701       4.7%
================================================================================
Metro Total          1,111,350     1,166,575     1,249,822     83,248       7.1%
================================================================================

      Source: US. Bureau of the Census

Trading Area Delineation

The effective trading area for The Fashion Mall encompasses three of the eight metro counties, including portions of Marion, Hamilton and Boone. The trading area delineation (and its subsequent division into sectors) was established after a careful review of the following conditions and factors:

      1. Patronage patterns characterizing major department store-type units presently operating within the overall Indianapolis market;

      2. Location, size and strength of principal individual retail units, major shopping centers and business districts located throughout Indianapolis, particularly Marion county;

      3. Regional highway patterns, socioeconomic features and accessibility characteristics of the market; and

      4. Other retail studies undertaken by HSG/Gould Associates for retail firms and developers in the Indianapolis metro area.

Careful consideration of these factors and other conditions have shown that the trading area for the proposed center would generate the overwhelming bulk of Parisian's potential customer patronage and sales support. Varying degrees of additional sales would originate from outlying counties within the broader Indianapolis metro area from the adjacent regional market.

Character of the Trading Area

The delineated trading area is in the midst of a dynamic period of growth and change which, since the early 1970's, has been a principal economic force in central Indiana. Between 1970 and 1980, the trading area generated better than 95 percent of metro gains. These continuing inroads are an impressive dynamic, given that the trading area accounts for just 30 percent of the total metro population base.

The growth patterns of the trading area cut through divergent but predominantly better income residential neighborhoods. The Indianapolis portion of the trading area (38th Street to 96th Street) resembles a series of village or suburban communities, with only a few pockets of inner-city type growth. Unlike many central cities, Indianapolis has several enclaves of "old money" wealth, almost all of which lie in the trading area. These enclaves are principally clustered along Meridian and College streets (two prominent north/south arterioles) or near exclusive country clubs.

In terms of more recent development, "new money" subdivisions are emerging near the Eagle Creek and Geist reservoirs. The appeal of these areas has local renown-- lakefront homes, large-lot homes and wooded surroundings. The success of Geist Reservoir subdivisions has prompted plans for a 3,000-unit golf course community just east of the town of Fishers. Similarly, the appeal of Eagle Creek homes has led to approvals for several 100-lot developments just west of the I-465 corridor. Both of these reservoirs and their surrounding development occupy opposite ends of the trading area-- again, placing The Fashion Mall at a central position with respect to future development.

There are several driving forces behind the steady trading area growth. One major factor is the emergence of suburban employment centers off the interstate corridors (I-465, I-65 and I-69). The four most successful employment centers (i.e. growth nodes) include : The Fashion Mall (location of the subject site, several office buildings and a hotel); Park 100 (a 1,500-acre industrial park north of the I-465/I-65 juncture); Castleton (a corridor of commercial, office and light industrial use west of Geist Reservoir); and South Carmel (an office research and commerce region which begins at the I-465/U.S. 31 juncture).

Although trading area growth patterns can be traced to several factors, the emergence of employment centers at various junctures north of the 38th Street corridor was a key factor that sustained population growth in the trading area.

Sector Descriptions

Since various portions of the trading area possess diverse demographic characteristics and are subject to the influence of different travel patterns and competitive shopping opportunities, the trading area has been subdivided into four sectors. The use of sectors in this analysis will permit more accurate projections of the potential market support. The sectors are identified by the letters A through D and are illustrated on Map 2 Sectors. Descriptions of these sectors (with their 1990 population in parenthesis) follow.

      Sector A (170,630), which contains the subject site, stretches north from 38th Street to the county line. The overall character of this sector can be fairly described as "better income residential," though it also contains such premier neighborhoods as Meridian Hills (home to the Governor's Mansion), Williams Creek and Highland. Roughly 45 percent of the trading area population lives in Sector A.

      The sector also encompasses two of the metro area's most dynamic employment nodes: The Fashion Mall and Castleton, both of which( according to a recent Indianapolis Star article) will likely "remain strong despite downturns while other areas will continue to struggle." Broad Ripple, an arts and entertainment district which straddles the White River off College Street, is also part of Sector A.

      Sector B (61,716) covers a portion of Indianapolis, all of the town of Lawrence, the Geist Reservoir and Fort Harrison. Basically, the sector is a bedroom community for either downtown Indianapolis or one of the growth nodes located in Sector A. Much of this sector absorbed spill-over growth from Indianapolis during the 1960's due its affordable housing and convenient access to major commuter routes (I-465 and the Pendleton Pike). One exception, however, is the Geist Reservoir area which has been a magnet for luxury lakefront development. Fort Harrison, expected to be closed by the mid-1990's, contains prime real estate which county planners hope to convert into luxury homes and a golf course community. (One component of the fort, the Defense Financing and Accounting Service, issues payroll checks for the military and will likely remain open.)

      Sector C (41,375), which lies in northwestern Marion, is a "mixed-bag" of residential and industrial activity. Development trends have been shaped by two physical features: the I-465 alignment and the Eagle Creek Reservoir. The former has emerged as a haven of major industrial uses, partly because it lies along a distribution route to Chicago. In contrast, the reservoir area has been exclusively residential in focus, sparking dozens of subdivision ranging from 100-lot to 1,200-lot developments. Though 1,200 acres of the reservoir are set-aside for park and recreation uses, planners expect growth trends to continue, prompted by the recent addition of sewer and water lines north of Eagle Creek.

      Sector D (104,408) contains many of the metro area's most upscale and monied neighborhoods. The most dynamic of these very affluent areas is Carmel, a former cornfield community which has emerged as a corporate and residential boomtown. Located directly north of the subject site, Carmel is seen as the residence of choice for mid- and upper-level corporate executives. Although Carmel is regarded as an affluent residential area, major office development exists along U.S. 31 (Meridian Street) and other main corridors within the city. Other incorporated communities include the affluent Zionsville area, Fishers, Noblesville and Westfield.

      In addition to its high corporate profile, Sector D has three other distinctions that bode will for the subject site: it is the fastest-growing sector of the trading area; it had the highest 1990 average household income ($60,000); and it offers most of the trading area's developable land.

In summary, the four trading area sectors form the core of the metro area's residential and employment growth nodes. Though portions of Sector A have reached built-out potential, the site itself occupies a central position along the path of recent and future development.

Site Accessibility

The Fashion Mall benefits from an excellent roadway system that provides site accessibility from either an interstate highway, a major east-west arterial or a key north-south boulevard. Taken together, these three alternatives provide a regional reach which will play a pivotal role in the success of an expanded Fashion Mall.

The Fashion Mall is located east of Keystone Avenue between I-465 and East 86th. Keystone Avenue is a major north/south arterial tying together urbanized portions of northern Indianapolis with suburban developments in Carmel and Indianapolis, Keystone Avenue is a major plus for the site.

The most extensive accessibility feature for The Fashion Mall is Interstate 465-- a limited access regional "beltway" that binds the site with the otherwise fragmented western, eastern and northern portions of Marion County. It also acts as a collector arterial for the wide variety of urban arteries and secondary roads that emanate from the Hamilton and Boone portions of the trading area. The list includes:

      Interstate 65, a diagonal north/south highway at the western fringes of the trading area;

      Interstate 69, a diagonal north/south highway at the eastern fringes of the trading area;

      U.S. 31, (Meridian St.), which serves old money neighborhoods in northern Indianapolis as well as newly monied neighborhoods in Carmel and Westfield;

      Indiana 431 (Keystone Ave.), a north/south highway connecting the cities of Indianapolis and Carmel; and

      U.S. 421 (Michigan Ave.), a north/south boulevard connecting Zionsville and Indianapolis; and

      Indiana 37-A (Allisonville Rd.), a diagonal north/south highway serving the Castleton area of Marion and the Fishers area of Hamilton.

Parallel to I-465 is East 86th Street, which is a signalized highway spanning the diameter of the trading area. East 86th (which emerges with another major arterial, 82nd Street) is a primary commuter arterial for employment centers proximate to The Fashion Mall and Castleton areas and, consequently, provides a linkage with urban arteries and secondary roads not directly served by I-465.

Improvements to Existing Roads

The regional significance of I-465 has prompted on-going lane widenings and interchange repairs, some of which directly improve accessibility to The Fashion Mall. The Indiana Department of Transportation has recently awarded contracts to widen the I-465 interchange at U.S. 31 (Meridian) and resurface the segment between Fall Creek Bridge and the White River. These changes, now complete, are expected to alleviate traffic delays on the interstate, which now divert motorists to east 82nd and 96th streets.

Marion County is currently making improvements to segments of 96th Street, specifically the construction of bridges over the White River and Carmel Creek. These improvements will require the extension and widening of 96th Street and are scheduled for completion by 1994. Because the revised East 96th Street will parallel the East 82nd and East 86th corridors plus provide comparable access to Keystone Avenue, the changes will provide an alternate east-west access to the subject site.

      In summary: The three accessibility options enjoyed by The Fashion Mall provide a critical advantage for the subject site. The advantage, simply stated, is exposure to both old and newly-monied neighborhoods while retaining a regional reach to outlying but significant components of the trading area. The scheduled completion of the 96th Street bridge and extensions promise to reinforce the advantage.

Market Support Factors

This segment of the report presents the key indices of market support available within the delineated trading area during selected years of this reports's analysis period, i.e. 1980 to 1996. These market support factors include: population; households; and average household income.

The market support factors are presented in the tables that follow for these selected years: 1980 and 1990 (Census base years for analyzing past trends); and 1994 and 1996 (anticipated first and third full year of business). Estimates and projections of population, households and income are based upon the following sources:

      1. U.S. Department of Commerce, Bureau of the Census, Census of Population and Housing, 1970 to 1980;

      2. U.S. Department of Commerce reports on residential construction permits and demolitions since 1980;

      3. Information on population trends, local building permit and demolition data, economic and employment growth and housing development activities provided by the Indianapolis Department of Metropolitan Development, the Indiana State Data Center, the Indianapolis Star-News and the respective planning departments in Hamilton County, Boone County, Carmel and Fishers;

      4. The 1990 Census of Population, which itemizes housing unit and population counts (by census tract) for the delineated trading area;

      5. U.S. Department of Commerce, Bureau of the Census, Current Population Reports, Series P-26, No. 88, 1988 Population and 1987 Per Capita Income Estimates for Counties and Incorporated Places:

      6. U.S. Department of Commerce, Bureau of the Census, Current Population Reports, Consumer Income Series P-6O, Money Income of Households, Families and Persons in the United States; and

      7. Field surveys, judgments and assessments made by HSG/Gould Associates specifically for this study.

Trading Area Population

During the 1980-1990 period, trading area population grew from 298,750 persons to 378,129 persons, representing a gain of 79,380 persons between the two Census years. In percentage terms, this gain was an increase of 26.6 percent. By 1997, the trading area population is projected to reach 422,900 (a gain of roughly 45,000 persons or 11.8 percent).

Between the last two Census years, about 33 percent of the population gains occurred in Sector A (home sectors for The Fashion Mall) and 46 percent of the gains occurred in Sector B (the Carmel Zionsville-Fishers region). Though Sectors C and D generated a smaller share of the overall trading area increase, they continued to post strong gains relative to their smaller population bases. On an annual basis, the four sectors are expected to sustain their growth rates through the 1990-1996 analyses period.

                                    Table 2.
================================================================================
         POPULATION TRENDS IN THE FASHION MALL TRADING AREA, 1980-1996 I
================================================================================
                    U.S. Census                                 1990-1996 Change
  Sector          1980        1990        1994        1996      Number   Percent
================================================================================
    A           143,446     170,630     180,500     185,500     14,870      8.7%
--------------------------------------------------------------------------------
    B            59,077      61,716      62,800      63,400      1,684      2.7%
--------------------------------------------------------------------------------
    C            27,681      41,375      46,500      49,100      7,725     18.7%
--------------------------------------------------------------------------------
    D            68,546     104,408     118,000     124,900     20,492     19.6%
================================================================================
 Trading
Area Total      298,750     378,129     407,800     422,900     44,771     11.8%
================================================================================

      Source: U.S. Bureau of the Census

Trade Area Households

While population provides one key measure of growth and change, the balance of this report will focus on households since the household represents the most important consumer spending unit. According to the U.S. Census, households are defined as year-round, occupied housing units (owner or renter occupied).

In 1990, there were 152,282 households in the trading area-- an increase of 36.8 percent since the 1980 Census. By the end of the analysis period (i.e. 1996) the household base will be 175,300 (a 15.1 percent gain). Every sector is projected to gain households, with 39.3 percent of the gains focused in Sector A and 37.7 percent of the gains occurring in Sector D.

Since 1970, the rate of household growth has exceeded that of population growth, both nationally and locally. The result is a contrast between the trading area's
11.8 percent population increase between 1990 and 1995 and its 15.1 percent household gain.

                                     Table 3
================================================================================
          HOUSEHOLD TRENDS IN THE FASHION MALL TRADING AREA, 1980-1996
================================================================================
                    U.S. Census                                 1990-1996 Change
   Sector         1980        1990        1994        1996      Number   Percent
================================================================================
     A           56,899      74,059      80,100      83,100      9,042     12.2%
     B           21,176      23,517      24,400      24,900      1,383      5.9%
     C           10,708      17,591      20,200      21,500      3,909     22.2%
     D           22,496      37,115      42,900      45,800      8,685     23.4%
================================================================================
  Trading
Area Total      111,279     152,282     167,600     175,300     23,019     15.1%
================================================================================

      Source: U.S. Bureau of the Census

Trading Area Income

A key factor in determining the amount of dollars available for spending in the trading area's retail facilities is average household income. This is one of the most important single determinants of the amount that individual households spend for retail goods and services that may be offered by virtually any store at The Fashion Mall, including the Parisian unit.

Although the income patterns vary from neighborhood to neighborhood, the trading area may be generally characterized as an affluent market. The trading area's estimated 1990 average household income of $50,000 reflects this orientation. By comparison, this average is 29 percent higher than the U.S. average of $38,800.

Sectorwise, the most affluent in terms of 1990 average household incomes are Sector D (at $60,000) and Sector A (at $50,000). The relatively lower averages in Sector C (at $45,200) and Sector B (at $38,000) reflects the moderate income character of neighborhoods close to the 38th Street corridors and will likely be diluted by the better income subdivisions now emerging off the Eagle Creek and Geist reservoir area.

The trading area's average household income to increase to $62,300 in 1994 and $68,400 in 1996. It should be noted that these figures have been expressed in terms of constant 1990 dollar values; consequently, the income figures presented for the projection years, 1994 an 1996, indicate only real, noninflationary income trends.

                                      MAP 1

                                  Trading Area

                               [GRAPHIC OMITTED]

                                                           TRADING AREA

                                                           Keystone Crossing

                                                           Trading Area Boundary

                                      Map 2

                                     Sectors

                               [GRAPHIC OMITTED]

                                                               SECTORS

                                                               Keystone Crossing

                                                               Sector Boundary

Mon Jul 29, 1996                                                          Page 1

                           POP-FACTS: FULL DATA REPORT
                       CENSUS ' 90, UPDATES & PROJECTIONS
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
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86th Street & Keystone Avenue
HARDING DAHM & COMPANY                          COORD:          3991295           8610852
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                                            3.00 MILE        5.00 MILE        10.00 MILE
DESCRIPTION                                    RADIUS           RADIUS           RADIUS
-----------------------------------------------------------------------------------------
POPULATION
   2000 PROJECTION                             57,768          174,452          567,996
   1995 ESTIMATE                               55,257          168,247          554,565
   1990 CENSUS                                 50,820          154,768          524,974
   1980 CENSUS                                 40,001          126,657          481,375
   GROWTH 1980-1990                             27.05%           22.19%            9.06%

HOUSEHOLDS
   2000 PROJECTION                             27,339           78,956          240,531
   1995 ESTIMATE                               25,660           74,485          229,781
   1990 CENSUS                                 22,650           66,346          210,112
   1980 CENSUS                                 15,388           49,879          178,975
   GROWTH 1980-1990                             47.20%           33.01%           17.40%

1995 ESTIMATED POPULATION BY RACE              55,257          168,247          554,565
   WHITE                                        94.75%           87.94%           67.86%
   BLACK                                         3.63%           10.28%           30.58%
   ASIAN & PACIFIC ISLANDER                      1.31%            1.41%            1.07%
   OTHER RACES                                   0.31%            0.36%            0.49%

1995 ESTIMATED POPULATION                      55,257          168,247          554,565
   HISPANIC ORIGIN                               0.93%            0.97%            1.05%

OCCUPIED UNITS                                 22,650           66,346          210,112
   OWNER OCCUPIED                               57.09%           59.09%           57.26%
   RENTER OCCUPIED                              42.91%           40.91%           42.74%
   1990 PERSONS PER HOUSEHOLD                    2.24             2.33             2.50

1995 EST. HOUSEHOLDS BY INCOME                 25,660           74,485          229,781
   $150,000 +                                    9.72%            9.75%            6.16%
   $100,000 TO $149,999                          7.22%            7.79%            5.57%
   $ 75,000 TO $ 99,999                          9.90%           10.46%            7.93%
   $ 50,000 TO $ 74,999                         21.60%           21.87%           18.73%
   $ 35,000 TO $ 49,999                         16.30%           15.51%           15.74%
   $ 25,000 TO $ 34,999                         12.78%           12.28%           13.34%
   $ 15,000 TO $ 24,999                         11.69%           11.55%           14.71%
   $  5,000 TO $ 14,999                          8.67%            8.82%           13.51%
   UNDER $ 5,000                                 2.12%            1.97%            4.32%

   1995 EST. AVERAGE HOUSEHOLD INCOME         $67,075          $68,008          $54,547
   1995 EST. MEDIAN HOUSEHOLD INCOME          $48,563          $49,872          $38,924
   1995 EST. PER CAPITA INCOME                $31,294          $30,415          $22,898

Mon Jul 29, 1996                                                          Page 2

                           POP-FACTS: FULL DATA REPORT
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HARDING DAHM & COMPANY                          COORD:      3991295      8610852
--------------------------------------------------------------------------------
                                            3.00 MILE    5.00 MILE    10.00 MILE
DESCRIPTION                                    RADIUS       RADIUS       RADIUS
--------------------------------------------------------------------------------

1995 ESTIMATED POPULATION BY SEX               55,257      168,247      554,565
      MALE                                      47.03%       47.13%       47.21%
      FEMALE                                    52.97%       52.87%       52.79%

MARITAL STATUS                                 41,690      125,146      409,209
      SINGLE MALE                               13.05%       12.91%       14.34%
      SINGLE FEMALE                             13.60%       12.91%       14.26%
      MARRIED                                   56.91%       56.90%       50.60%
      PREVIOUSLY MARRIED MALE                    4.65%        4.84%        6.49%
      PREVIOUSLY MARRIED FEMALE                 11.79%       12.43%       14.31%

HOUSEHOLDS WITH CHILDREN                        6,024       19,616       72,860
      MARRIED COUPLE FAMILY                     80.27%       79.18%       66.54%
      OTHER FAMILY - MALE HEAD                   2.57%        3.01%        4.64%
      OTHER FAMILY - FEMALE HEAD                16.17%       17.00%       27.60%
      NON FAMILY                                 1.00%        0.81%        1.21%

1995 ESTIMATED POPULATION BY AGE               55,257      168,247      554,565
      UNDER 5 YEARS                              6.68%        7.21%        8.29%
       5 TO 9 YEARS                              6.21%        6.38%        7.28%
      10 TO 14 YEARS                             4.85%        5.30%        6.17%
      15 TO 17 YEARS                             3.23%        3.62%        4.06%
      18 TO 20 YEARS                             2.36%        2.58%        3.33%
      21 TO 24 YEARS                             6.27%        5.38%        5.35%
      25 TO 29 YEARS                            10.79%        9.46%        9.23%
      30 TO 34 YEARS                             9.59%        9.49%        9.70%
      35 TO 39 YEARS                             9.02%        9.71%        9.33%
      40 TO 49 YEARS                            14.83%       15.49%       13.83%
      50 TO 59 YEARS                             9.40%        9.07%        8.56%
      60 TO 64 YEARS                             4.12%        3.75%        3.58%
      65 TO 69 YEARS                             4.13%        3.76%        3.45%
      70 TO 74 YEARS                             3.32%        3.06%        2.80%
      75 + YEARS                                 5.21%        5.73%        5.04%

      MEDIAN  AGE                               35.02        35.30        33.24
      AVERAGE AGE                               37.07        36.79        34.95

Mon Jul 29, 1996                                                          Page 3

                           POP-FACTS: FULL DATA REPORT
                       CENSUS ' 90, UPDATES & PROJECTIONS
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                           Morgan Stanley Real Estate

86th Street & Keystone Avenue
HARDING DAHM & COMPANY                          COORD:      3991295      8610852
--------------------------------------------------------------------------------
                                            3.00 MILE    5.00 MILE    10.00 MILE
DESCRIPTION                                    RADIUS       RADIUS       RADIUS
--------------------------------------------------------------------------------

1995 ESTIMATED FEMALE POP. BY AGE              29,270       88,952      292,765
      UNDER 5 YEARS                              6.14%        6.57%        7.66%
      5 TO 9 YEARS                               5.53%        5.91%        6.74%
      10 TO 14 YEARS                             4.49%        4.88%        5.69%
      15 TO 17 YEARS                             3.03%        3.34%        3.85%
      18 TO 20 YEARS                             2.23%        2.44%        3.32%
      21 TO 24 YEARS                             6.84%        5.52%        5.53%
      25 TO 29 YEARS                            10.82%        9.41%        9.24%
      30 TO 34 YEARS                             9.43%        9.36%        9.48%
      35 TO 39 YEARS                             8.89%        9.73%        9.27%
      40 TO 49 YEARS                            14.68%       15.33%       13.61%
      50 TO 59 YEARS                             9.36%        9.12%        8.69%
      60 TO 64 YEARS                             4.03%        3.74%        3.66%
      65 TO 69 YEARS                             4.28%        3.89%        3.61%
      70 TO 74 YEARS                             3.58%        3.38%        3.15%
      75 + YEARS                                 6.68%        7.37%        6.51%
      FEMALE MEDIAN AGE                         35.84        36.32        34.21
      FEMALE AVERAGE AGE                        38.33        38.25        36.38

POPULATION BY HOUSEHOLD TYPE                   50,820      154,768      524,974
      FAMILY HOUSEHOLDS                         77.97%       79.36%       80.94%
      NON FAMILY HOUSEHOLDS                     21.63%       19.41%       17.37%
      GROUP QUARTERS                             0.40%        1.23%        1.69%

HOUSEHOLDS BY TYPE                             22,650       66,346      210,112
      SINGLE MALE                               11.96%       11.44%       12.11%
      SINGLE FEMALE                             20.28%       19.28%       17.41%
      MARRIED COUPLE                            51.39%       52.50%       47.55%
      OTHER FAMILY - MALE HEAD                   1.64%        1.94%        2.94%
      OTHER FAMILY - FEMALE HEAD                 7.11%        8.11%       13.76%
      NON FAMILY - MALE HEAD                     4.05%        3.73%        3.62%
      NON FAMILY - FEMALE HEAD                   3.59%        3.01%        2.62%

POPULATION BY URBAN VS RURAL                   50,863      154,847      524,891
      URBAN                                     99.65%       98.58%       97.10%
      RURAL                                      0.35%        1.42%        2.90%

Mon Jul 29, 1996                                                          Page 4

                           POP-FACTS: FULL DATA REPORT
                       CENSUS ' 90, UPDATES & PROJECTIONS
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                           Morgan Stanley Real Estate

86th Street & Keystone Avenue
HARDING DAHM & COMPANY                             COORD:    3991295     8610852
--------------------------------------------------------------------------------
                                                3.00 MILE  5.00 MILE  10.00 MILE
DESCRIPTION                                        RADIUS     RADIUS      RADIUS
--------------------------------------------------------------------------------

FEMALES 16+ WITH CHILDREN 0-17:BASE                22,096     66,494    217,213
      WORKING WITH CHILD 0-5                         5.38%      5.82%      6.04%
      NOT WORKING WITH CHILD 0-5                     0.17%      0.19%      0.51%
      NOT IN LABOR FORCE WITH CHILD 0-5              2.08%      2.56%      2.88%
      WORKING WITH CHILD 6-17                       10.23%     11.26%     11.98%
      NOT WORKING WITH CHILD 6-17                    0.21%      0.23%      0.71%
      NOT IN LAB. FORCE WITH CHILD 6-17              2.86%      2.72%      3.11%
      WORKING WITH CHILD 0-5 & 6-18                  2.91%      3.17%      3.95%
      NOT WORKING WITH CHILD 0-5 & 6-18              0.17%      0.18%      0.37%
      NOT IN LAB. FORCE W/CHILD 0-5 & 6-18           2.14%      2.03%      2.23%
      WORKING WITH NO CHILDREN                      45.86%     43.65%     38.52%
      NOT WORKING WITH NO CHILDREN                   1.01%      1.02%      1.66%
      NOT IN LAB. FORCE WITH NO CHILD               26.99%     27.17%     28.05%

HOUSEHOLDS: AGE BY POVERTY STATUS                  22,676     66,562    210,029
      ABOVE POVERTY UNDER AGE 65                    78.55%     78.19%     73.14%
      ABOVE POVERTY AGE 65 +                        16.90%     17.41%     16.02%
      BELOW POVERTY UNDER AGE 65                     3.05%      3.11%      8.33%
      BELOW POVERTY AGE 65 +                         1.50%      1.29%      2.51%

POPULATION 16+ BY EMPLOYMENT STATUS                41,102    123,422    402,533
      EMPLOYED IN ARMED FORCES                       0.24%      0.38%      0.62%
      EMPLOYED CIVILIANS                            72.48%     71.69%     66.73%
      UNEMPLOYED CIVILIANS                           1.55%      1.74%      3.75%
      NOT IN LABOR FORCE                            25.72%     26.19%     28.90%

POPULATION 16+ BY OCCUPATION                       29,793     88,481    268,619
      EXECUTIVE AND MANAGERIAL                      21.27%     20.71%     15.42%
      PROFESSIONAL SPECIALTY                        22.17%     22.49%     17.04%
      TECHNICAL SUPPORT                              3.56%      3.78%      3.79%
      SALES                                         20.84%     19.43%     14.55%
      ADMINISTRATIVE SUPPORT                        15.51%     15.70%     17.54%
      SERVICE: PRIVATE HOUSEHOLDS                    0.31%      0.35%      0.46%
      SERVICE: PROTECTIVE                            0.76%      0.89%      1.50%
      SERVICE: OTHER                                 5.69%      6.41%     10.78%
      FARMING FORESTRY & FISHING                     0.54%      0.56%      0.68%
      PRECISION PRODUCTION & CRAFT                   5.29%      4.91%      7.63%
      MACHINE OPERATOR                               1.62%      1.85%      4.57%
      TRANS. AND MATERIAL MOVING                     1.10%      1.24%      2.83%
      LABORERS                                       1.34%      1.68%      3.22%

Mon Jul 29, 1996                                                          Page 5

                           POP-FACTS: FULL DATA REPORT
                       CENSUS ' 90, UPDATES & PROJECTIONS
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                           Morgan Stanley Real Estate

86th Street & Keystone Avenue
HARDING DAHM & COMPANY                          COORD:      3991295      8610852
--------------------------------------------------------------------------------
                                            3.00 MILE    5.00 MILE    10.00 MILE
DESCRIPTION                                    RADIUS       RADIUS       RADIUS
--------------------------------------------------------------------------------

FAMILY BY NUMBER OF WORKERS                    13,801       41,947      136,276
      NO WORKERS                                 8.95%        7.97%       10.08%
      ONE WORKER                                24.20%       25.39%       28.02%
      TWO WORKERS                               55.60%       55.42%       49.82%
      THREE + WORKERS                           11.26%       11.22%       12.08%

HISPANIC POPULATION BY TYPE                    50,820      154,768      524,974
      NOT HISPANIC                              99.18%       99.10%       98.97%
      MEXICAN                                    0.36%        0.34%        0.50%
      PUERTO RICAN                               0.07%        0.11%        0.14%
      CUBAN                                      0.05%        0.06%        0.05%
      OTHER HISPANIC                             0.33%        0.38%        0.34%

1995 HISPANIC RACE BASE                           516        1,637        5,834
      WHITE                                     75.86%       70.36%       57.83%
      BLACK                                      2.76%        4.70%       13.32%
      ASIAN                                      2.53%        2.76%        1.93%
      OTHER                                     18.85%       22.18%       26.92%

POPULATION BY TRANSPORTATION TO WORK           29,493       87,836      266,592
      DRIVE ALONE                               88.85%       86.44%       79.33%
      CAR POOL                                   6.70%        8.03%       11.93%
      PUBLIC TRANSPORTATION                      0.53%        0.88%        3.46%
      DRIVE MOTORCYCLE                           0.03%        0.07%        0.06%
      WALKED ONLY                                0.76%        1.06%        2.22%
      OTHER MEANS                                0.44%        0.52%        0.65%
      WORKED AT HOME                             2.68%        3.00%        2.34%

POPULATION BY TRAVEL TIME TO WORK              29,493       87,836      266,592
      UNDER 10 MINUTES / WORK AT HOME           16.57%       16.13%       14.37%
      10 TO 29 MINUTES                          58.48%       59.70%       61.20%
      30 TO 59 MINUTES                          22.70%       21.61%       21.41%
      60 TO 89 MINUTES                           1.35%        1.53%        1.75%
      90+ MINUTES                                0.90%        1.03%        1.26%
      AVERAGE TRAVEL TIME IN MINUTES            19.93        20.11        20.56

HOUSEHOLDS BY NUMBER OF VEHICLES               22,722       66,321      209,980
      NO VEHICLES                                3.85%        4.19%       11.23%
      1 VEHICLE                                 35.17%       36.04%       37.03%
      2 VEHICLES                                45.98%       45.00%       38.02%
      3+ VEHICLES                               15.00%       14.77%       13.72%
      ESTIMATED TOTAL VEHICLES                 39,790      114,937      329,624

Mon Jul 29, 1996                                                          Page 6

                           POP-FACTS: FULL DATA REPORT
                       CENSUS ' 90, UPDATES & PROJECTIONS
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                           Morgan Stanley Real Estate

86th Street & Keystone Avenue
HARDING DAHM & COMPANY                     COORD:       3991295       8610852
--------------------------------------------------------------------------------
                                       3.00 MILE     5.00 MILE    10.00 MILE
DESCRIPTION                               RADIUS        RADIUS        RADIUS
--------------------------------------------------------------------------------

POPULATION 25+ BY EDUCATION LEVEL         35,274       106,468       338,586
      ELEMENTARY (0-8)                      1.37%         1.79%         5.15%
      SOME HIGH SCHOOL (9-11)               4.39%         4.74%        13.14%
      HIGH SCHOOL GRADUATE (12)            19.56%        19.07%        26.00%
      SOME COLLEGE (13-15)                 20.91%        21.34%        20.40%
      ASSOCIATES DEGREE ONLY                5.75%         5.98%         5.69%
      BACHELORS DEGREE ONLY                32.15%        30.34%        18.94%
      GRADUATE DEGREE                      15.86%        16.73%        10.68%

POPULATION ENROLLED IN SCHOOL             11,535        36,405       129,658
      PUBLIC PRE - PRIMARY                  4.74%         4.02%         4.17%
      PRIVATE PRE - PRIMARY                 6.02%         6.40%         4.45%
      PUBLIC ELEM/HIGH                     48.77%        47.97%        56.50%
      PRIVATE ELEM/HIGH                     9.86%        11.66%         8.94%
      ENROLLED IN COLLEGE                  30.61%        29.95%        25.95%

HOUSING UNITS BY OCCUPANCY STATUS         24,147        70,948       230,912
      OCCUPIED                             93.80%        93.51%        90.99%
      VACANT                                6.20%         6.49%         9.01%

VACANT UNITS                               1,497         4,602        20,800
      FOR RENT                             60.24%        66.68%        49.96%
      FOR SALE ONLY                        15.90%        14.95%        12.79%
      SEASONAL                              5.51%         4.52%         2.47%
      OTHER                                18.35%        13.84%        34.78%

OWNER OCCUPIED PROPERTY VALUES            12,015        36,043       107,562
      UNDER $25,000                         0.57%         0.45%         5.84%
      $25,000 TO $49,999                    3.34%         3.96%        24.70%
      $50,000 TO $74,999                   15.27%        16.18%        19.66%
      $75,000 TO $99,999                   28.06%        28.85%        19.80%
      $100,000 TO $149,999                 31.11%        28.75%        16.99%
      $150,000 TO $199,999                 11.70%        11.89%         6.59%
      $200,000 TO $299,999                  6.27%         6.40%         4.05%
      $300,000 TO $399,999                  2.21%         1.92%         1.21%
      $400,000 TO $499,999                  0.80%         0.74%         0.52%
      $500, 000 +                           0.65%         0.86%         0.64%
MEDIAN PROPERTY VALUE                   $110,986      $111,281       $84,016
TOTAL RENTAL UNITS                         9,567        26,554        86,445

MEDIAN RENT                                 $454          $443          $359

Mon Jul 29, 1996                                                          Page 7

                           POP-FACTS: FULL DATA REPORT
                        CENSUS 90, UPDATES & PROJECTIONS
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                           Morgan Stanley Real Estate

86th Street & Keystone Avenue
HARDING DAHM & COMPANY                          COORD:      3991295      8610852
--------------------------------------------------------------------------------
                                            3.00 MILE    5.00 MILE    10.00 MILE
DESCRIPTION                                    RADIUS       RADIUS       RADIUS
--------------------------------------------------------------------------------

PERSONS IN UNIT                                22,650       66,346      210,112
      1 PERSON UNITS                            32.23%       30.72%       29.52%
      2 PERSON UNITS                            36.99%       35.58%       31.85%
      3 PERSON UNITS                            13.58%       14.90%       16.28%
      4 PERSON UNITS                            11.42%       12.52%       13.43%
      5 PERSON UNITS                             4.31%        4.63%        5.72%
      6 PERSON UNITS                             1.12%        1.22%        2.02%
      7 + UNITS                                  0.35%        0.44%        1.18%

YEAR ROUND UNITS IN STRUCTURE                  24,147       70,948      230,912
      SINGLE UNITS DETACHED                     51.57%       53.57%       54.63%
      SINGLE UNITS ATTACHED                      7.06%        6.91%        8.42%
      DOUBLE UNITS                               0.91%        1.15%        2.47%
      3 TO 9 UNITS                              21.53%       21.63%       16.02%
      10 TO 19 UNITS                            10.88%       10.60%        8.84%
      20 TO 49 UNITS                             5.14%        3.58%        4.72%
      50 + UNITS                                 2.36%        1.92%        2.74%
      MOBILE HOME OR TRAILER                     0.02%        0.03%        1.22%
      ALL OTHER                                  0.54%        0.61%        0.94%

SINGLE/MULTIPLE UNIT RATIO                       1.44         1.56         1.81

HOUSING UNITS BY YEAR BUILT                    22,722       66,321       209,98
      BUILT 1989 TO MARCH 1990                   2.87%        2.08%        2.03%
      BUILT 1985 TO 1988                        18.49%       13.74%       10.20%
      BUILT 1980 TO 1984                        12.59%       10.78%        7.81%
      BUILT 1970 TO 1979                        22.78%       24.33%       18.36%
      BUILT 1960 TO 1969                        19.94%       21.59%       19.38%
      BUILT 1950 TO 1959                        16.20%       14.25%       16.29%
      BUILT 1940 TO 1949                         4.48%        6.48%        8.76%
      BUILT 1939 OR EARLIER                      2.65%        6.75%       17.17%

Mon Jul 29, 1996                                                          Page 1

                           CONSUMER EXPENDITURE REPORT

                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                           Morgan Stanley Real Estate

86th Street & Keystone Avenue
HARDING DAHM & COMPANY                            COORD:     3991295     8610852
--------------------------------------------------------------------------------
                                               3.00 MILE   5.00 MILE  10.00 MILE
CEP BY CATEGORY                                   RADIUS      RADIUS      RADIUS
--------------------------------------------------------------------------------

TOTAL RETAIL                                        $680      $1,993      $5,666

FOOD STORES                                         $115        $337        $978

EATING & DRINKING PLACES                             $67        $196        $571

DRUG & PROPRIETARY                                   $23         $67        $200

GASOLINE SERVICE STATION                             $43        $126        $361

GENERAL MERCHANDISE                                  $81        $235        $696

APPAREL & ACCESSORY                                  $34         $99        $274

FURNITURE, FURNISHINGS & EQUIP.                      $41        $120        $321

AUTOMOTIVE DEALER                                   $165        $483      $1,367

HARDWARE, LUMBER & GARDEN                            $37        $108        $308

    IN (000,000's)

To:       Jim Flom, Shirish Godbole, Morgan Stanley Mortgage Capital inc.

FT:       Kevin Gray

Re: Leasing Commissions and Tenant Improvement Allowances for Regional Malls, Project Whisper

Dt:       September 16. 1996

Following is our analysis of leasing commissions and tenant improvement allowances for the regional malls in the Project Whisper portfolio. This information will be in the final version of our report, but I wanted to present it to you separately for discussion.

Leasing Commissions

As you know, regional malls are usually leased by companies which own multiple mall properties and leasing is centralized. The industry norm is for leasing commissions to be included in management fees. We have reviewed our appraisal work from the past few years and have determined that there is a fairly narrow range of management fee arrangements:

For most malls, management fees were typically in the range of 4.5% of minimum and percentage rent and utility sales, charged between related entities.

Alternatively, a higher percentage of 5.0% is applied to a lower number of minimum and percentage rent and other income. In some cases, management fees are in the range of 3.0% to 3.5% applied to all revenue. Fees for third party management for institutional and off-shore investors are similar. In instances where leasing commissions are not included in the management fee, which is very rare, commissions are usually calculated at a rate of 20% to 25% of the first year's rent. In some instances, we have also seen incentive management fees over a base year. Also, for more difficult properties or urban properties, management fees should be at the high end of the range.

Thus, for the Project Whisper assets, our assessment of management fees, which include leasing commissions, would be 4.5% of minimum and percentage rent, other income and sale of utilities, excluding recoveries which are already subject to a surcharge. This assumption should be applied to Fox Hills, Eastridge, Parkway Plaza and Golf Mill Mall. At Keystone and The Brickyard, given the specialized nature of these assets, we would assume that the management fees would be higher, at 5.0% applied to the same income. At Westshore, the small size of the property and low achieved rents suggest that the management fee is probably in the 4.0% to 4.5% range.

Tenant Allowances

Tenant allowances at regional malls are highly negotiable and variable. In recent years, there has been a trend towards tenant allowances whereas none were given in the past. Restaurants and trophy tenants such as the Disney Store have been receiving large allowances of $150,000 to $250,000 (or more), but many tenants receive no allowances, even at average properties.

Obviously, the best data for tenant allowance assumptions is at each subject property's recent leasing experience. However, no data on actual allowances paid was available for our review. Therefore, we would conclude a range of allowances based on industry norms, according to the age, condition and strength of each center as follows:

Arrowhead Towne Center

At this relatively new center in an emerging market, we would conclude a very low allowance assumption of $2.00 per sq. ft., applied to all spaces as they expire. However, some of the vacant space may never have been leased, and this "virgin" space should be assigned a higher rate of $7.00 per sq. ft. unless funds from the construction budget are still available to complete build out.

Fox Hills

An allowance of $5.00 per sq. ft. applied to all expiring space.

Eastridge

An allowance of $3.00 to $5.00 per sq. ft. average applied to all expiring space.

Parkway Plaza

An allowance of $3.00 to $5.00 per sq. ft. average applied to all expiring space. No allowance for strip space.

Golf Mill Mall

An allowance of $3.00 to $5.00 per sq. ft average applied to all expiring space.

The Brickyard

This is an older, urban center with a small number of national tenants compared with most malls, and a discount orientation. At the market rents assumed of $19.00 per sq. ft., we would probably assume a low allowance of $1.00 to $2.00 per sq. ft. for minor cosmetic changes.

Keystone Fashion Mall

Typically, fashion-oriented specialty centers such as Keystone have above-average tenant allowances, especially if the tenants are very high-end. However, at the market rents achieved at this center, of $ 30.00 per sq. ft., and in consideration of its excellent physical condition, we would ascribe an allowance only slightly above average, in the $4.00 to $6.00 range per sq. ft., applied to expiring space. No allowance for strip space.

Westshore Mall

At this small center with low vacancy, allowances should be minimal, at $1.00 to $2.00 per sq. ft. for all expiring space, with no allowance for Westshore Plaza strip space.

I should also note that it has been our appraisal practice to not inflate tenant allowance expenses over time, as it is generally thought that the retail property market is at a very weak point and will improve going forward.

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                                                         =============
                                                              HVS
                                                         -------------
                                                         INTERNATIONAL
                                                         =============

=============
     HVS
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INTERNATIONAL
=============

=====================================================

                                 ----------------------------------
                                 Complete, Self-Contained
                                 Appraisal Report
                                 ----------------------------------
                                 Ramada Hotel
                                 ----------------------------------
                                 Omaha, Nebraska
                                 ----------------------------------
Prepared by:

Hospitality Valuation Services
Division of H & R Valuation Services, Inc.
4730 Walnut Street, Suite 201
Boulder, Colorado  80301
303-443-3933
303-443-4186 FAX

Submitted to:

Mr. Shirish Godbole, Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY 10036

                        [Letterhead of HVS International]

                                          December 31, 1996

Mr. Shirish Godbole, Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY 10036

                               Re: Ramada Hotel
                                   Omaha, Nebraska
                                   HVS Ref.  #9690240

Dear Mr. Godbole:

Pursuant to your request, we herewith submit our complete, self-contained appraisal report pertaining to the above-captioned property. We have inspected the site and facilities and analyzed the hostelry market conditions in the Omaha and Douglas County area. Our report was prepared in accordance with, and is subject to, the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) and the Uniform Standards of Professional Practice (USPAP), as provided by the Appraisal Institute.

Based on the available data, our analysis, and our experience in the hotel industry, it is our opinion that the market value of the fee simple interest in the subject property described in this report, as of January 1, 1997, is:

                                   $3,600,000

                   THREE MILLION SIX HUNDRED THOUSAND DOLLARS

We hereby certify that we have no undisclosed interest in the property, and our employment and compensation are not contingent upon our findings and valuation. The complete, self-contained appraisal report is made part hereof, and must remain attached in order for the value opinion set forth to be considered valid.

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This study is subject to the comments made throughout this report and to all assumptions and limiting conditions set forth herein.

                               Very truly yours,
                               HOSPITALITY VALUATION SERVICES


                               /s/ Tanya J. Pierson
                               Tanya J. Pierson
                               Senior Associate - HVS Denver
                               H & R Valuation Services, Inc.


                               /s/ Anne R. Lloyd-Jones, CRE
                               Anne R. Lloyd-Jones, CRE
                               Senior Vice President - HVS New York
                               Division of Hotel Consulting Services, Inc.


                               /s/ Gregory Hartmann, CHA
                               Gregory Hartmann, CHA
                               Managing Director - HVS Denver
                               H & R Valuation Services, Inc.


                               /s/ Stephen Rushmore, CRE, MAI, CHA
                               Stephen Rushmore, CRE, MAI, CHA
                               President - HVS New York
                               Division of Hotel Consulting Services, Inc.

TJP:ARL-J:GH:SR:DTQ

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Table of Contents

1.  Executive Summary ......................................................   1
2.  Nature of the Assignment ...............................................   3
3.  Description of the Land, Improvements,
    Zoning, Taxes and Neighborhood .........................................   7
4.  Market Area Analysis ...................................................  20
5.  Overview of External Forces Affecting the U.S. Lodging Industry ........  31
6.  Lodging Market Supply and Demand Analysis ..............................  47
7.  Projection of Occupancy and Average Rate ...............................  65
8.  Highest and Best Use ...................................................  81
9.  Approaches to Value ....................................................  83
10. Income Capitalization Approach ........................................   86
11. Sales Comparison Approach .............................................  124
12. Cost Approach .........................................................  133
13. Reconciliation of Value Indications139
14. Statement of Assumptions and Limiting Conditions ......................  143
15. Certification .........................................................  147

    Addenda

      Photographs of the Subject Property
      Legal Description
      Synopsis of Franchise and License Agreements
      Synopsis of Hotel Management Agreement
      Explanation of the Simultaneous Valuation Formula

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    Qualifications

      Tanya J. Pierson
      Anne R. Lloyd-Jones, CRE
      Gregory Hartmann, CHA
      Stephen Rushmore, CRE, MAI, CHA

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1. Executive Summary


Property:                                   Ramada Hotel
Location:                                   7007 Grover Street
                                            Omaha, Nebraska 68106
Date of Inspection:                         October 17, 1996
Interest Appraised:                         Fee Simple
Date of Value:                              January 1, 1997

Land Description

Area:                                       +/-3.995 acres, or +/-174,039
                                            square feet
Zoning:                                     CC - Community Commercial
Assessor's Parcel Number:                   Lawnfield Lot 5, Block 12

Improvements Description

Age:                                        Constructed in 1973
Property Type:                              Full Service
Guestrooms:                                 215
Number of Stories:                          Nine Stories
Food and Beverage Facilities:               Thoroughbreds Restaurant - 100 seats
                                            Bumpers Lounge - 173 seats
Meeting Space:                              Six Rooms - +/-5,787 square feet
Parking:                                    282 Surface Spaces

Summary of Value Parameters

Highest and Best Use (as if vacant):        Hold for Speculative Commercial Use
Highest and Best Use (as improved):         Full Service Lodging Facility
Marketing Period:                           Six to Twelve Months
Number of Years to Stabilize:               Two
Stabilized Year:                            1998

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Valuation Assumptions

Mortgage Interest Rate:                      9.5%
Amortization Period:                         20 Years
Debt Service Constant:                       0.111856
Loan-to-Value Ratio:                         70%
Stabilized Inflation Rate:                   3.5%
Equity Yield Rate:                           22%
Terminal Capitalization Rate:                12%
Brokerage and Legal Fees:                    3%
Holding Period:                              10 years
Calculated Discount Rate:                    14.4%

Estimates of Value

Income Capitalization Approach:              $3,500,000
Sales Comparison Approach:                   $2,500,000 to $6,700,000
Cost Approach (Replacement Cost):            $12,400,000

Market Value Conclusion:                     $3,600,000
Market Value Conclusion per Room:            $16,700

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2. Nature of the Assignment


Subject of the         The subject of the complete, self-contained appraisal
Complete,              report is the fee simple interest in a +174,039-square-
Self-Contained         foot (+3.995-acre) parcel improved with a 215-room, full
Appraisal              service lodging facility known as the Ramada Hotel, which
                       opened in 1973. In addition to guestrooms, the subject property contains a restaurant and lounge, approximately
                       5,800 square feet of meeting space, an exercise room, indoor swimming pool and back-of-the-house facilities typical of this type of property. The hotel is located on the northeastern corner of the intersection formed by Interstate 80 and 72nd Street, roughly ten miles south of downtown Omaha. Municipal jurisdictions governing the property include the City of Omaha, Douglas County, and the State of Nebraska. The hotel's civic address is 7007
                       Grover Street, Omaha, Nebraska, 68106.

Objective of the       The objective of the complete, self-contained appraisal
Complete,              report is to evaluate the supply and demand factors
Self-Contained         affecting the market for transient accommodations in the
Appraisal              Omaha area for the purpose of estimating the market value
                       of the subject property.

                       Market value is defined by the Office of the Comptroller of the Currency (OCC), 12 CFR, Part 34, as follows:

                          The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.

                       Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

                       1.    buyer and seller are typically motivated;

                       2. both parties are well informed or well advised, and acting in what they consider their own best interests;

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                       3. a reasonable time is allowed for exposure in the open market;

                       4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

                       5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

Use of the             This appraisal is being prepared for use by Morgan
Appraisal              Stanley Mortgage Capital, Inc. in connection with their
                       proposed financing of a package of seventeen hotels, including the subject property, which are owned by Ashford Financial Corporation or related entities. The information presented in this report should not be disseminated to the public or third parties without the express written consent of Hospitality Valuation
                       Services.

Scope of               All information was collected and analyzed by the staff
the Appraisal          of Hospitality Valuation Services. Data such as
                       historical operating statements, site plans, floor plans, and so forth were supplied by Ashford Financial
                       Corporation and Remington Hotel Company. Unless noted otherwise, we have inspected the competitive lodging facilities and analyzed the sales summarized in this report, and our value conclusion is based on this investigation and analysis.

Property               The property rights appraised are the fee simple
Rights Appraised       ownership of the land and improvements, including the
                       furniture, fixtures, and equipment. The fee simple interest is defined as "absolute ownership unencumbered by any other interest or estate subject only to the four powers of government."(2) The subject property is appraised as a going concern (i.e., an open and operating facility).

                        (1) Federal Register, Vol. 55, No. 165, August 24, 1990; p. 34696.

                       (2) The Dictionary of Real Estate Appraisal - Second Edition, American Institute of Real Estate Appraisers, Chicago, IL, 1989, p. 120.

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Method of Study        The methodology used to develop this complete,
                       self-contained appraisal report is based on the market research and valuation techniques set forth in the textbooks authored by HVS International for the American
                       Institute of Real Estate Appraisers and the Appraisal
                       Institute, entitled The Valuation of Hotels and
                       Motels,(1) Hotels, Motels and Restaurants: Valuations and
                       Market Studies,(2) The Computerized Income Approach to
                       Hotel/Motel Market Studies and Valuations,(3) and Hotels and Motels: A Guide to Market Analysis, Investment
                       Analysis, and Valuations.(4)

                       The appraisal will consider the three standard approaches to value: income capitalization, sales comparison, and cost. Because lodging facilities are income-producing properties that are normally bought and sold on the basis of capitalization of their anticipated stabilized earning power, the greatest weight is given to the value indicated by the income capitalization approach. We find that most hotel investors employ a similar procedure in formulating their purchase decisions, and thus the income capitalization approach most closely reflects the rationale of typical buyers. When appropriate, the sales comparison and cost approaches are used to test the reasonableness of the results indicated by the income capitalization approach.

Ownership, Franchise,  A photocopy of the subject property's legal description,
and Management         which was provided by Ashford Financial Corporation is
History and            presented in the Addenda to this report; the appraisers
Assumptions            assume no responsibility regarding the accuracy of this
                       legal description.

                       The Ramada was one of ten hotels purchased in 1987 from the Ramada Hotel Operating Company (RHOC). RHOC developed and opened the subject property in 1973 and was the owner until 1987. On October 4, 1994, Ashford Financial purchased six Ramada properties owned by Ramada Assured Income Associates, L.P., which included the subject property at an allocated price of $3,000,000. The current owner of the subject property is

                       (1) The Valuation of Hotels and Motels, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1978.

                       (2) Hotels, Motels and Restaurants: Valuations and Market Studies, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1983.

                       (3) The Computerized Income Approach to Hotel Motel Market Studies and Valuations, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1990.

                       (4) Hotels and Motels: A Guide to Market Analysis Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992.

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                       Omaha Nebraska Hotel Limited Partnership, an entity controlled by Ashford Financial Corporation.

                       The subject property is operated under a franchise agreement with Ramada Franchise Systems, Inc.; this agreement expires in 2010. The hotel is also subject to a management agreement with Remington. Abstract of both of these agreements are presented in the Addenda to this report.

Marketing Period       In light of the renewed interest in hotel investments and
                       the increasing availability of debt and equity capital, we believe that it will take six to twelve months to sell the subject property assuming it is placed on the market at the concluded value.

Effective Date         The effective date of the appraisal is January 1, 1997.
of the Appraisal       All projections are expressed in inflated dollars, and
                       the value estimate represents 1997 dollars.

Date of Inspection     The subject property was inspected by Tanya I. Pierson on
                       October 17, 1996.

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3. Description of the Land, Improvements,
   Zoning, Taxes, and Neighborhood

LAND

The suitability of the land for the operation of a lodging facility is an important consideration affecting the economic viability of a property and its overall value. Factors such as size, topography, access, visibility, and the availability of utilities have a direct impact on the desirability of a particular site.

Size and Topography

The subject site is located on the northeastern corner of the intersection formed by Interstate 80 and 72nd Street. Municipal jurisdictions governing the property include the City of Omaha, the County of Douglas, and the State of Nebraska.

According to an Alta survey provided by the property owners, the subject parcel measures approximately +/-174,039 square feet, or +/-3.995 acres. The site is roughly rectangular in shape with approximately 299 feet of frontage along Grover Street to the north; 583 feet abutting an apartment complex to the east; 299 feet abutting Interstate 80 to the south; and 583 feet abutting a parcel improved with a restaurant and motel to the west. Primary vehicular access to the subject property is provided by Grover Street, via 72nd Street. The topography of the parcel is relatively flat.

In conclusion, the size and topography of the subject parcel appear appropriate for hotel use. The site is fully developed, with no excess land available for expansion.

Easements

The appraisers were not provided with any information concerning easements affecting the subject property. For the purpose of this appraisal, we have assumed that the property is not encumbered by any unusual or onerous easements which would affect its use or marketability.

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Regional Access

It is important to analyze a lodging facility's ease of access with respect to regional and local transportation routes and demand generators. The subject site is readily accessible to a variety of local, county, state, and interstate highways.

With its western Omaha location, the subject property is readily accessible to a mixture of highways. Interstates 80, 680 and 480, as well as U.S. Highway 275 (L Street), Highway 6 (Dodge Road) and State Highway 38 (West Center Road) all pass within several miles of the subject property and serve as major commutation and regional transportation routes linking Omaha to Wyoming and the central United States.

Interstate 80 (I-80) passes immediately south of the subject property. This major interstate originates in Toledo, Ohio and extends westward through Chicago, Illinois. Interstate 80 continues in a westerly direction passing through Des Moines, Iowa; Omaha, Nebraska; Salt Lake City, Utah; and then extends to the southwest, terminating in Oakland, California. This highway serves as the major east/west corridor in Nebraska and is a primary means of access to the subject property for guests arriving from the midwestern United States.

Interstate 680 runs in a north/northeast direction and serves as a northern loop for the City of Omaha. Interstate 680 is located approximately five miles southwest of the subject property where it originates at its intersection with I-80, and extends in a northeasterly direction to its terminus at its intersection with Interstate 29 in Iowa.

Overall, regional access to the Ramada Hotel is considered very good for a property of this type.

Local Access and Visibility

US Highway 275 (L Street) intersects with I-80 approximately one mile south of the intersection of I-80 and I-680. This route serves as a major local thoroughfare and significantly increases the subject property's primary market area.

Guests arriving at the subject property from the east, Iowa direction, or west, Lincoln direction, would take the 72nd Street exit off of Interstate 80. Motorists proceed northbound on 72nd Street for roughly one-half block before making a right hand turn onto Grover Street, then making another right hand turn into the subject property's parking lot. Guests arriving from the north would take Interstate 680 (on the west side of Omaha) or

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Interstate 480 (on the east side of Omaha) south to Interstate 80 and follow the above directions.

Area access to the subject property is considered very good. The well-developed network of high-speed interstate highways along with superior local roadways, significantly increases the subject property's primary market area and facilitates the capture of both transient travelers for rooms business and local residents for food and beverage sales.

Visibility of the subject property is considered good for a hotel of this type. As a result of the subject property's proximity to Interstate 80 and the topography of the area, there is good visibility from this roadway. Visibility of the subject site is also good from both directions on 72nd Street. The subject property's location is well suited for a transient lodging site.

The Ramada Inn's proximity to demand generators of transient visitation is good and is considered comparable to that of the competitive properties. Numerous commercial businesses are located nearby, as is Bergan Mercy Hospital, Ak-sar-ben, the Henry Doorly Zoo, Rosenblatt Stadium, and a number of other tourist attractions.

The subject property is centrally located with regard to many of the area's businesses and demand generators. With the excellent highway system throughout the immediate market area, access to most of the nearby generators of visitation is equal to that of the other competitive lodging facilities. Overall, the subject site is considered good for a lodging facility of this type.

Airport Access

Additional transportation into the Omaha area is provided by Omaha Municipal Airport (Eppley Airport), approximately fifteen miles northeast of the subject property. This airport is serviced by all of the major air carriers and recently attracted several discount airlines. Travelers into Omaha Municipal Airport often rent automobiles and drive to demand generators located near the subject property.

Guests arriving at the airport can access the subject property via the Stortz Expressway. Motorists follow this roadway westbound until its intersection with I-480. Proceeding southbound on I-480, motorists take the westbound exit for I-80 and continue for approximately five miles until reaching the 72nd Street exit. The subject property is located in the northeastern corner of the 72nd Street/I-80 intersection.

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Access to Local
Demand Generators

The Ramada Hotel is well situated with respect to many of the area's primary generators of lodging demand. The following table outlines some of these major demand generators and their distances from the subject site.

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Table 3-1 Local Demand Generators
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                                 Approximate Distance        Approximate Driving
Demand Generator              from Subject Site (in Miles)    Time (in Minutes)
----------------              ----------------------------    -----------------

First Data Resources                     1.0                          3.0
Xerox                                    1.0                          3.0
Ak-sar-ben                               1.0                          3.0
Rosenblatt Stadium                       5.0                         10.0
Boys Town                                7.0                         15.0
University of Nebraska at Omaha          8.0                         15.0
ConAgra                                 10.0                         15.0
Union Pacific                           10.0                         15.0
Downtown Insurance Companies            10.0                         15.0
Council Bluffs Riverboat Casinos        10.0                         15.0

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The subject site's capacity, configuration, and access are considered good for its current use. The site is well situated with regard to various demand generators as a result of its proximity to major thoroughfares such as I-80 and 72nd Street. Overall, the subject site appears appropriate for its current use as a full service lodging facility given the nature of the surrounding market area, as well as the current infrastructure of Omaha.

Utilities

The subject site is served by all necessary utilities, which are provided as follows.

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Table 3-2 Available Utilities
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                      Utility                    Provider
                      -------                    --------

                      Water                      Metro Utility District
                      Electricity                Omaha Public Power District
                      Telephone                  US West/AT&T
                      Sewer                      Metro Utility District
                      Gas                        Peoples Natural Gas
                      Fire & Police              City of Omaha

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Soil and Subsoil Conditions

Geological and soil reports were not provided to the appraisers or made available for review during the preparation of this report. The appraisers are not qualified to evaluate soil conditions other than by a visual inspection of the surface.

Nuisances and Hazards

The appraisers have not been informed of any site-specific nuisances or hazards, and there were no visible signs of toxic ground contaminants at the time of our inspection. Because the appraisers are not experts in this field, we do not warrant the absence of hazardous waste, and we urge the reader to obtain an independent analysis of these factors.

Flood Zone

Possible locational hazards include flood potential. The subject property is located in Zone C per the Federal Emergency Management Agency's Community Panel Number 315274 0050F, effective October 15, 1991. Zone C flood areas are determined to be areas of minimal flooding. This flood zone, as such, represents little risk to the improvements.

Seismicity

The seismicity of the area in which the subject property is located was not available. We have assumed that the subject property is not located in an area of seismic danger.

Legal Description

As noted earlier, a copy of the subject property's legal description, as provided by Ashford Financial, is presented in the Addenda to this report.

Conclusion

The subject parcel appears appropriate for the site of a transient lodging facility. We have analyzed the issues of size, topography, access, visibility, and the availability of utilities, and we note the following advantages and disadvantages.

Advantages

o     Access and visibility from I-80 and 72nd Street is considered good.

o     The size and topography of the site favor hotel development.

o     The location of the site is close to many area demand generators.

o     All utilities are available to the site.

Disadvantages

o The subject property is located ten miles southwest of downtown Omaha and fifteen miles from the local airport.

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The advantages noted above are important locational characteristics. Although the subject property is located away from the downtown and airport area, the immediate area includes many demand generators which provide significant room nights for the subject property's competitive set.

IMPROVEMENTS

The quality of a lodging facility's physical improvements has a direct influence on its marketability and attainable occupancy and average rate. The design and functionality of the structure can also affect operating efficiency and overall profitability. This section investigates the subject property's physical improvements and personal property in an effort to determine how they contribute to total value. The following description of the improvements is based on our inspection of the hotel and information provided by Ashford Financial Corporation.

The Ramada Hotel is a full service lodging facility containing 215 rentable units, +/-5,787 square feet of meeting space, an indoor pool and exercise room, a restaurant and lounge, and appropriate back-of-the-house facilities. The nine-story property opened in 1973, and is twenty-three years old as of the date of this appraisal. The hotel was acquired by Ashford Financial Corporation in October of 1994. At the time of this acquisition, the hotel was reportedly in poor condition. Subsequent to the acquisition, the subject property was extensively renovated, at an estimated cost of roundly $700,000. In scope, this renovation included the exterior of the building, public areas and half of the guestrooms. In addition, in 1996 year-to-date, invoices have been received for more than $210,000 worth of capital improvements. These included new meeting room carpet and wall vinyl, guestroom carpet and soft goods, landscaping, and ADA compliance issues. The hotel is now judged to be in fair to good condition, and management representatives report that all building systems are in working order. The hotel is operated under a license agreement with Ramada Franchise Systems, Inc. and reportedly meets the standards for lodging facilities of that brand.

Based on our inspection and information provided by property management, the following table summarizes the facilities available at the subject property.

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Table 3-3 Facilities Summary
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Guestrooms
      King Beds                                                127
      Double/Doubles                                            80
      Suites                                                     8
                                                     --------------
             Total                                             215

Food and Beverage Outlets
      Thoroughbreds Restaurant                                 100
      Bumpers Lounge                                           173

Meeting and Banquet Rooms
      Main Ballroom (divisible by three)                     2,674
      South Ballroom                                         2,304
      Cornhusker Rom                                           439
      Board Room                                               370
                                                     --------------
          Total                                              5,787

Recreational & Other Amenities
      Indoor Pool, Whirlpool and Sauna
      Exercise Room

Parking Spaces                                                 282
Elevators                                                        3
Life Safety Systems
      Hard Wired Smoke Dectectors
Laundry
      Three Uniwash Washers
      Three Hammond Dryers
Construction Details
      Concrete Panel Construction
      Aggregate Facade
      Asphalt and Gravel Roof

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Property Exterior

The hotel structure is situated in the center of the parcel. Paved parking areas accommodating 282 vehicles are located to the north and south of the hotel building.

Vehicular access to the subject site is provided by a private driveway off of Grover Street to the north of the property. After entering the site, guests proceed to the hotel's main entrance, which is located in the center of the building on the hotel's north side. Service traffic can gain access to the loading dock, located on the south side of the property. The exterior of the building is primarily made up of glass windows of the guestrooms and

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concrete and aggregate facade. Signage is prevalent on the north and south sides of the property, however, the west side, which faces 72nd street does not have any signage.

Construction and Design

The building structure is constructed of poured, cast-in-place concrete panels with an aggregate facade. The property's chief engineer reports that the seals have been going bad in between the panels, and future repairs will be needed.

The building is straightforward in design and is nine stories, including the elevator penthouse. All of the public and back-of-the-house facilities are housed within one main building, with guestrooms located on floors two through nine. All guestroom exterior windows face either north or south.

Lobby

The lobby is located directly inside the main entrance, on the north side of the building. Its furnishings were reportedly recently updated and appeared to be in good condition. The front desk is located on the west side of the lobby, and appeared to be in fair condition.

Food and Beverage Outlets

Thoroughbreds Restaurant is the subject property's main restaurant serving breakfast, lunch and dinner seven days a week. Located adjacent to the lobby, this area appeared dated and in need of renovation at the time of our inspection. Although this area was budgeted for renovation in 1996, improvements had not been made. According to the 1996 cost budget, this renovation is estimated to cost roughly $16,500.

To the north of the restaurant is the subject property's lounge, Bumpers. This area is also the location of the subject property's Pizza Hut franchise operation. The appearance of this area was considered fair to good.

Meeting and Banquet Space

The subject property's function space is located to the south of the lobby area. Between 1995 and 1996, the meeting and banquet facilities underwent substantial renovations, at a cost of roundly $48,000. This included new carpeting, pad and wall vinyl for all meeting areas. The subject property's meeting space is considered to be in good condition, relative to competitive hotels.

Guestrooms

At the time of our inspection, the subject property's guestrooms appeared to be in fair to good condition. While the soft goods have been replaced in roughly half of the subject property's 215 guestrooms, the remaining half are in need of renovation. However, all of the guest bathrooms need

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facelifts as the current vanity tops in the bathrooms are dark brown and unappealing to guests.

Guestroom Corridors

Guestroom corridors are wide enough to permit the easy passage of housekeeping and room service carts.

Recreational Amenities

Recreational amenities at the subject property include an indoor pool, whirlpool, sauna and exercise room. These amenities are located in the southwest corner of the property. All of these facilities have been recently renovated and appeared to be in good condition.

Back-of-the-House Space

The housekeeping, sales, and executive offices are located on the first floor of the property, to the west of the front desk. The kitchen is located south of the restaurant and offers good access to the subject property's restaurant, lounge and meeting rooms. Much of the mechanical equipment is located in the attic space of the hotel, accessible from the ninth floor. Based on information provided by Ashford Financial, all of the subject property's operating systems are in good working order.

Vertical Transportation

Access to all guestroom floors is provided by three passenger elevators located directly off of the main lobby, in between the front desk area and the meeting rooms. These elevators are used by hotel guests, as well as hotel employees, as no service elevator is available.

Heating, Ventilation, and Air Conditioning

Each guestroom features individual through-the-wall HVAC units. Property management indicates that all HVAC equipment is in good condition.

Fire Protection

The subject property features hard wired smoke detectors located throughout the property with the interface panel located near the front desk.

Security

Within the past year, all guestrooms have received new electronic locks, as well as new door hardware (security locks inside the room). All of the exterior doors of the building are also equipped with these locks so that only registered guests can enter the building after certain hours of the night.

Asbestos

According to information provided by management representatives, there is no asbestos present in the subject property's improvements; however, we have not been provided with an asbestos report to confirm this assertion. The reader should be advised that any costs associated with asbestos

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removal or containment may have an unfavorable impact on the hotel's market value, and the estimate set forth in this appraisal reflects our value conclusions prior to the deduction of any such costs. We suggest that interested parties initiate an independent analysis regarding current asbestos levels and the capital expenditures necessary to remove any asbestos that is present.

ADA Conformance

Following the January 26, 1992 passage of the Americans with Disabilities Act
(ADA), hotels are subject to new physical standards. The appraisers are not experts on ADA compliance, and we render no opinion regarding the subject property's conformance to ADA standards. Capital expenditures that may be necessary to bring the property into accordance with the ADA will reduce our estimate of market value. Any ongoing costs related to ADA regulations are expected to be funded by normal replacement reserves.

Conclusion

Overall, the subject property's improvements appear appropriate for hotel use. The appraisers have not been provided with any capital expenditure budgets for the following year. For the purposes of this appraisal, we have assumed that the subject property will be maintained in its present condition throughout the assumed ten-year holding period. Specifically, it is assumed that hotel management will employ standard preventive maintenance measures, and that a reserve for replacement fund will be established which will fund the cost of any future necessary capital expenditures.

ZONING

According to the City of Omaha zoning regulations, the subject property is zoned as follows.

                       CC - Community Commercial District

The CC - Community Commercial District is intended for commercial facilities which serve the needs of several neighborhoods. Permitted uses include office buildings, grocery stores, hotels and motels, restaurants, hospitals, and colleges. Based on this information, the subject property appears to conform to local zoning regulations. We assume that all necessary permits and approvals have been secured (including an appropriate liquor license), and that the subject property was constructed in accordance with local zoning ordinances, building codes, and all other applicable regulations. Our zoning analysis should be verified before any physical changes are made to the hotel.

Hospitality Valuation Services,         Description of the Land, Improvements 17
Boulder, Colorado                       Zoning, Taxes, and Neighborhood
Ramada Hotel
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ASSESSED VALUE AND TAXES

Property (or ad valorem) tax is one of the primary revenue sources of municipalities. Based on the concept that the tax burden should be distributed in proportion to the value of all properties within a taxing jurisdiction, a system of assessments is established. Theoretically, the assessed value placed on each parcel bears a definite relationship to market value, so properties with equal market values will have similar assessments and properties with higher and lower values will have proportionately larger and smaller assessments. Depending on the taxing policy of the municipality, property taxes can be based on the value of the real property or the value of the personal property and the real property.

Because the objective of assessed value is to maintain a specific value relationship among all properties in a taxing jurisdiction, comparable hotel assessments should be evaluated to determine whether the subject property's assessed value is equitable.

The taxing jurisdiction governing the subject property assesses real property at roughly 94% of market value and personal property at its depreciated value. A review of the assessed values of four comparable hotels located in the Douglas and Pottawattamie taxing jurisdictions revealed the following information. We have included the subject property's assessment for the purpose of comparison.

================================================================================
Table 3-4 Assessed Value of Comparable Hotels
--------------------------------------------------------------------------------

                                          Total Assessment                Assessment per Room
                          Number    ------------------------------    -----------------------------
Hotel                    of Rooms         Land       Improvements          Land    Improvements
---------------------------------------------------------------------------------------------------
Sheraton Four Points       168           $435,000      $2,268,500         $2,589      $13,503
Best Western Central       213            696,700       2,745,600          3,271       12,890
Best Western Metro          89            165,400       1,355,700          1,858       15,233
Days Inn                    40            135,200         915,000          3,380       22,875
Subject Property           215            547,900       3,672,400          2,548       17,081

           Source: Douglas and Pottawattamie County Assessor's Office

--------------------------------------------------------------------------------

As shown in the above table, the subject property's land assessment on a per room basis is most comparable with the Sheraton Four Points. The improvements assessment at the subject property is high relative to most of the comparable properties, however, due to recent improvements the assessment is justifiable.

Hospitality Valuation Services,         Description of the Land, Improvements 18
Boulder, Colorado                       Zoning, Taxes, and Neighborhood
Ramada Hotel
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The tax rates applicable to the subject property are presented in the following table.

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Table 3-5 Tax Rates Applicable to the Subject Property
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                                              Tax Rate per $100
              Year                              of Assessment
              ----------------------------------------------------

              1995                                 $2.8061
              1996                                  2.7707

--------------------------------------------------------------------------------

The subject property's 1996 real property tax burden is calculated as follows.

                       $4,220,300/100 X 2.77074 = $116,934

In addition, personal property in Douglas County is assessed at 100% of its depreciated value, however, at the same tax rate as real property. In 1996, the personal property of the subject property was assessed at $634,325. The subject property's 1996 personal property tax burden is calculated as follows.

                        $634,325/100 X 2.77074 = $17,575

                 Total 1996 taxes: $116,934 + $17,575 = $134,509

Applying the projected inflationary increases to the 1996 tax burden yields the following forecast of property taxes for the subject property.

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Table 3-6 Forecast of Property Tax Expense (+000)
--------------------------------------------------------------------------------

                           1997   Stabilized  1999   2000    2001
--------------------------------------------------------------------------------
Forecast Property Taxes    $139    $144       $149   $154    $160

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NEIGHBORHOOD

The neighborhood surrounding a lodging facility often has an impact on a hotel's status, image, class, style of operation, and sometimes its ability to attract and properly serve a particular market segment. This section investigates the subject property's neighborhood and evaluates any pertinent locational factors that could affect its occupancy, average rate, food and beverage revenues, and overall profitability.

Hospitality Valuation Services,         Description of the Land, Improvements 19
Boulder, Colorado                       Zoning, Taxes, and Neighborhood
Ramada Hotel
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The subject property is located in the south portion of the City of Omaha. The neighborhood surrounding the subject property is characterized by a mixture of commercial and retail developments along 72nd Street, with residential areas located to the east and west. A majority of the land along 72nd Street from I-80 to downtown Omaha is improved, with very few developable sites available. According to the Omaha Chamber of Commerce, the southwest and northwest areas of Omaha are currently experiencing the most growth.

Conclusion

Overall, the subject property's neighborhood appears well suited to the operation of a transient lodging facility. A base level of commercial and meeting visitation is generated by the nearby businesses, local visitor attractions, colleges and universities. The retail improvements along 72nd Street provide a source of diversion for the hotel's guests. Omaha's location in the central United States helps draw many local, regional, and national events to the city, benefiting the subject property, as well as the surrounding lodging facilities in the capturing of room nights. The subject property's neighborhood appears well suited for the operation of a full service lodging facility.

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Boulder, Colorado                 Ramada Hotel          Market Area Analysis  20
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4. Market Area Analysis

The economic vitality of the market surrounding the subject property is an important consideration in forecasting lodging demand and income potential. Economic and demographic trends that reflect the amount of visitation provide a basis from which to project hostelry demand. The purpose of the area analysis is to review available economic and demographic data to determine whether the local market will undergo economic growth, stability, or decline. In addition to predicting the direction of the economy, the rate of change must be quantified. These trends are then correlated based on their propensity to reflect variations in lodging demand with the objective of forecasting the growth or decline in visitation by individual market segment.

Market Area Definition

The subject property is situated within the city limits of Omaha, Douglas County, Nebraska. Douglas County is included in the Omaha, NE Metropolitan Statistical Area (MSA). Douglas County accounted for approximately 65% of the MSA's total population in 1995.

Economic and Demographic Data

Based on fieldwork conducted in the area and our in-house sources, we have evaluated various economic and demographic statistics to determine trends in lodging demand. A primary source of economic and demographic statistics used in this analysis is the Complete Economic and Demographic Data Source published by Woods & Poole Economics, Inc., a well-regarded forecasting service based in Washington, DC. Using a data base containing more than 300 variables for each county in the nation, Woods & Poole employs a sophisticated regional model to forecast economic and demographic trends. Historical statistics are based on census data and information published by the Bureau of Economic Analysis. Projections are formulated by Woods and Poole. All dollar amounts have been adjusted for inflation, and thus growth or decline represents real change in constant dollars.

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Boulder, Colorado                 Ramada Hotel          Market Area Analysis  21
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Population

Between 1990 and 1995, countywide population has grown at a level slightly above that of the State of Nebraska, at an annual rate of 0.7%. The Omaha MSA, however, grew at a slightly higher rate of 0.8%, which could have resulted from the introduction of gaming into the Council Bluffs area. These properties require a large employment base, which may have attracted additional people into the area. Between 1995 and 2000, areawide population is expected to continue to grow, however, at levels slightly below that historically realized.

We find that the rate of population growth generally establishes a minimum rate of increase for commercial hotel demand; this observation also holds true for the meeting and convention segment if a majority of the meetings are business-oriented.

Retail Sales

The State of Nebraska experienced strong growth in retail sales between 1990 and 1995. On a per capita basis, sales rose from roundly $5,800 in 1990 to $6,500 in 1995, or 2.2% annually. In terms of Douglas County, retail sales increased by 1.8%, compared to the 1.5% increase nationwide. Projections for 1996 to 2000 indicate little growth in retail sales, which could indicate little growth in the leisure segment of the market.

Personal Income

Historically, Douglas County has incurred the largest amount of growth in personal income, when compared with the MSA and the State of Nebraska. Between 1990 and 1995, Douglas County personal income increased by 2.8% annually compared with the 2.4% realized at the MSA level, and 2.0% by the State of Nebraska. Future projections indicate that growth in personal income in Douglas County will continue, however, at a slightly lower rate than previous periods (1.8%).

Work Force Characteristics

The Omaha economy is primarily reliant upon telecommunications and various other service related companies. The city is also home to several colleges, including Creighton University and University of Nebraska at Omaha. The largest area employer is the Offutt Air Force Base, located outside the Omaha city limits, employing more than 2,500 people. First Data Resources (FDR), a credit card processing company, is the area's second largest employer. This company has recently announced plans for expansion of its company, to be located in the Ak-sar-ben area, across from FDR's existing facility. Once completed, the addition will allow the company to increase its total employment base by 2,000.

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Although there has been minimal growth in countywide employment during the last five years, sectors such as mining, manufacturing, and wholesale trade are expected to grow above historic levels. Improvements to the area's infrastructure is projected to be positive for the area's economy as investments are made to increase business and tourism.

Although several sectors have lost employment between 1980 and 1995, such as Farm (-1.9%), Mining (-1.1%), and Federal Civilian (-0.2%) and Federal Military Government (-1.1%), there are segments which have grown, such as Agricultural Services (5.7%), Construction (3.0%), T.C.P.U. (0.3%), Total Trade (1.9%), F.I.R.E. (1.5%), Services (4.3%), and State Government (1.1%). Total employment over the 15 year period has grown at an average annual compounded rate of 2.0%. For the five years between 1995 and 2000, the county's population and total employment are projected to grow at average compounded rates of 0.9% and 0.7%, respectively.

The major employers in Omaha represent a cross section of hotel demand potential. Some are national in scope, while others operate on a more local basis; some are engaged in manufacturing, and others are active in telecommunications. The following table outlines some of the major employers in Douglas County.

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Table 4-1 Major Omaha Employers - 2,500 Employees and Over
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Firm                                                  Product
--------------------------------------------------------------------------------

Offutt Air Force Base                                 Government
First Data Card Services                              Financial Services
Mutual of Omaha Companies                             Insurance
Omaha Public Schools                                  Education
University of Nebraska Medical Center                 Education/Health Services
Methodist Health System                               Health Services
Alegent Health/Bergan Mercy Medical Center            Health Services
Baker's Supermarkets, Inc.                            Grocery Distribution
Oriental Trading Company                              Wholesale Trade
Union Pacific Railroad                                Transportation
US West Communications                                Communications

                        Source: Omaha Chamber of Commerce

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Boulder, Colorado                 Ramada Hotel          Market Area Analysis  23
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Tourist Attractions     Local Attractions:
                        (Descriptions provided by the Greater Omaha Convention and Visitors Guide)

                        o Boy's Town - Father Flanagan's Boys Home listed as a National Historic Landmark. Includes Father Flanagan's Shrine and Historic House, Hall of History, Bible and Rose Gardens, Dowd Catholic and Chambers Protestant Chapels.

                        o Gerald R. Ford Birthsite - Features a replica of the house where President Ford was born, and also displays Nebraska history, White House memorabilia and the Betty Ford Rose Garden.

                        o Heartland of America Park and Fountain - A computer driven fountain featuring a 300' water jet and light show. Ferry boat rides allow for a closer look.

                        o Joslyn Art Museum - Center for the visual arts featuring works from antiquity to the present. Museum features an extensive Bodmer collection of the American West. The facility went through a $16 million addition and renovation in 1994.

                        o Mormon Pioneer Winter Quarters - Replica town featuring a log cabin, covered wagon and handcart, commemorating the greatest planned exodus in American History.

                        o Old Market - Revived downtown district featuring unique shops, boutiques, pubs, restaurants and entertainment.

                        o Henry Doorly Zoo - Home of the world's largest enclosed rainforest, and North America's largest cat complex and free flight aviary. Ranked as Nebraska's most popular attraction encompassing 104 acres.

                        o Western Heritage Museum - Featuring 100 years of Omaha's history, this museum offers an impressive world-class coin collection, traveling historic exhibits as well as an old soda fountain. Over $22 million in expansion and renovation is reaching completion.

                        o Harvey's and Ameristar's Riverboat Casinos - Located across the Missouri river from Omaha, these two riverboats offer daily rides along the Missouri. In addition, full stakes gambling is featured on each, including slot machines, blackjack, and roulette.

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Office Space

Office vacancy rates in the central business district (CBD) are currently higher than those outside of the downtown area. Currently, the vacancy rate in the CBD is 3.3% compared with the surrounding areas at 0.7%. This confirms the current economic development stage of Omaha, as more businesses are moving out of downtown, and into the surrounding suburbs. Due to a number of factors, including crime, businesses have relocated out of downtown.

Highway Traffic

Traffic counts for 1995 and 1996 were not available, primarily due to ongoing construction on Interstate 80. Previous years indicate, however, that traffic volume has increased between 2.4% and 3.4% annually at the Interstate exit nearest to the subject property. Construction on Interstate 80 has reportedly hindered traffic volume in the subject property's immediate area, however, officials anticipate volume to resume to historical levels by year-end 1996.

Airport Traffic

The airport is located roughly fifteen miles northeast of the subject property, and as a result, the property receives little demand from overnight visitors. The subject property does, however, accommodate a large share of airline crew demand.

Convention Center

Due to the lack of a major convention center in Omaha, the largest meeting facility is located in the Holiday Inn Central, adjacent to the subject property. This property reportedly turns away a substantial amount of business due to the strong existing demand in the area. The new Embassy Suites Hotel in downtown is projected to have a significant amount of meeting space, and should serve as a secondary facility for large meetings, as well as citywide events.

The city is still discussing the possibility of turning the vacant Ak-sar-ben facility into a convention center, however, at the time of this appraisal, no decisions had been made. In addition, in order for construction to take place, the city would either have to attract an outside investor or have a citywide vote to approve local funding.

Conclusion

Our review of various economic and demographic data indicates that the subject property's market area is projected to continue to experience growth, albeit at a slower pace than historically realized. Strong factors including the expansion of First Data Resources and the possible construction of a convention center would prove beneficial for the subject property, however, the certainty of each is unknown.

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The following tables summarize the economic and demographic trends discussed throughout this section, provided by Woods & Poole Economics, Inc. All figures that reflect dollar amounts have been adjusted for inflation, and thus reflect real change. It should be noted that the percent changes indicated in the following tables are based on unrounded figures, and thus may not calculate exactly.

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Boulder, Colorado                 Ramada Hotel          Market Area Analysis  26
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Table 4-2 Economic and Demographic Data for the Subject Property's Market Area
--------------------------------------------------------------------------------

                                                                                 Avg. Annual
Data Type                                Period        Data Point    Data Point Comp. Change
--------------------------------------------------------------------------------------------
Long-Term Historical Population
   Douglas County                       1980-1995          397.6         432.5        0.6%
   Omaha, NE-IA MSA                     1980-1995          606.6         667.0        0.6
   State of Nebraska                    1980-1995        1,572.8       1,631.1        0.2
   United States                        1980-1995      227,225.6     262,791.0        1.0
Short-Term Historical Population
   Douglas County                       1990-1995          417.6         432.5        0.7
   Omaha, NE-IA MSA                     1990-1995          641.4         667.0        0.8
   State of Nebraska                    1990-1995        1,580.6       1,631.1        0.6
   United States                        1990-1995      249,401.4     262,791.0        1.1
Projected Population
   Douglas County                       1995-2000          432.5         443.0        0.5
   Omaha, NE-IA MSA                     1995-2000          667.0         687.3        0.6
   State of Nebraska                    1995-2000        1,631.1       1,667.8        0.4
   United States                        1995-2000      262,791.0     274,758.4        0.9
Long-Term Historical Retail Sales
   Douglas County                       1980-1995        2,806.8       3,556.7        1.6
   Omaha, NE-IA MSA                     1980-1995        3,751.4       4,760.6        1.6
   State of Nebraska                    1980-1995        9,030.0      10,586.9        1.1
   United States                        1980-1995    1,340,768.9   1,765,826.1        1.9
Short-Term Historical Retail Sales
   Douglas County                       1990-1995        3,138.5       3,556.7        2.5
   Omaha, NE-IA MSA                     1990-1995        4,181.9       4,760.6        2.6
   State of Nebraska                    1990-1995        9,204.6      10,586.9        2.8
   United States                        1990-1995    1,557,380.2   1,765,826.1        2.5
Projected Retail Sales
   Douglas County                       1995-2000        3,556.7       3,638.2        0.5
   Omaha, NE-IA MSA                     1995-2000        4,760.6       4,877.6        0.5
   State of Nebraska                    1995-2000       10,586.9      10,821.6        0.4
   United States                        1995-2000    1,765,826.1   1,846,830.4        0.9
Long-Term Historical Retail Sales
Per Capita
   Douglas County                       1980-1995        7,059.2       8,224.2        1.0
   Omaha, NE-IA MSA                     1980-1995        6,184.0       7,137.6        1.0
   State of Nebraska                    1980-1995        5,741.2       6,490.7        0.8
   United States                        1980-1995        5,900.6       6,719.5        0.9
Short-Term Historical Retail Sales
Per Capita
   Douglas County                       1990-1995        7,515.4       8,224.2        1.8
   Omaha, NE-IA MSA                     1990-1995        6,520.4       7,137.6        1.8
   State of Nebraska                    1990-1995        5,823.4       6,490.7        2.2
   United States                        1990-1995        6,244.5       6,719.5        1.5

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Table 4-3 Economic and Demographic Data for the Subject Property's Market Area
          (continued)
--------------------------------------------------------------------------------

                                                                                 Avg. Annual
Data Type                                Period        Data Point    Data Point Comp. Change
--------------------------------------------------------------------------------------------
Projected Personal Retail Sales Per
Capita
   Douglas County                       1995-2000        8,224.2       8,213.6       (0.0)
   Omaha, NE-IA MSA                     1995-2000        7,137.6       7,096.9       (0.1)
   State of Nebraska                    1995-2000        6,490.7       6,488.7       (0.0)
   United States                        1995-2000        6,719.5       6,721.7        0.0
Long-Term Historical Eating and
Drinking Place Sales
   Douglas County                       1980-1995          305.6         393.8        1.7
   Omaha, NE-IA MSA                     1980-1995          394.3         506.1        1.7
   State of Nebraska                    1980-1995          865.8       1,097.8        1.6
   United States                        1980-1995      126,131.6     185,035.4        2.6
Short-Term Historical Eating and
Drinking Place Sales
   Douglas County                       1990-1995          353.2         393.8        2.2
   Omaha, NE-IA MSA                     1990-1995          452.1         506.1        2.3
   State of Nebraska                    1990-1995          954.5       1,097.8        2.8
   United States                        1990-1995      161,197.4     185,035.4        2.8
Projected Eating and Drinking Place
Sales
   Douglas County                       1995-2000          393.8         413.4        1.0
   Omaha, NE-IA MSA                     1995-2000          506.1         532.5        1.0
   State of Nebraska                    1995-2000        1,097.8       1,152.4        1.0
   United States                        1995-2000      185,035.4     199,127.3        1.5
Long-Term Historical Eating and
Drinking Place Sales Per Capita
   Douglas County                       1980-1995          768.5         910.5        1.1
   Omaha, NE-IA MSA                     1980-1995          649.9         758.8        1.0
   State of Nebraska                    1980-1995          550.5         673.0        1.3
   United States                        1980-1995          555.1         704.1        1.6
Short-Term Historical Eating and
Drinking Place Sales Per Capita
   Douglas County                       1990-1995          845.7         910.5        1.5
   Omaha, NE-IA MSA                     1990-1995          705.0         758.8        1.5
   State of Nebraska                    1990-1995          603.9         673.0        2.2
   United States                        1990-1995          646.3         704.1        1.7
Projected Eating and Drinking Place
Sales Per Capita
   Douglas County                       1995-2000          910.5         933.2        0.5
   Omaha, NE-IA MSA                     1995-2000          758.8         774.8        0.4
   State of Nebraska                    1995-2000          673.0         691.0        0.5
   United States                        1995-2000          704.1         724.7        0.6
Long-Term Historical Personal Income
   Douglas County                       1980-1995        5,968.7       8,324.6        2.2
   Omaha, NE-IA MSA                     1980-1995        8,554.7      11,622.9        2.1
   State of Nebraska                    1980-1995       19,803.6      26,357.3        1.9
   United States                        1980-1995    3,163,874.0   4,443,243.2        2.3

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Table 4-4 Economic and Demographic Data for the Subject Property's Market Area
          (continued)
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                                                                                 Avg. Annual
Data Type                                Period        Data Point    Data Point Comp. Change
--------------------------------------------------------------------------------------------
Short-Term Historical Personal Income
   Douglas County                       1990-1995        7,264.6       8,324.6        2.8
   Omaha, NE-IA MSA                     1990-1995       10,313.9      11,622.9        2.4
   State of Nebraska                    1990-1995       23,907.5      26,357.3        2.0
   United States                        1990-1995    4,051,714.6   4,443,243.2        1.9
Projected Personal Income
   Douglas County                       1995-2000        8,324.6       9,083.0        1.8
   Omaha, NE-IA MSA                     1995-2000       11,622.9      12,719.3        1.8
   State of Nebraska                    1995-2000       26,357.3      28,978.9        1.9
   United States                        1995-2000    4,443,243.2   4,972,219.5        2.3
Long-Term Personal Income per Capita
   Douglas County                       1980-1995       15,011.0      19,249.0        1.7
   Omaha, NE-IA MSA                     1980-1995       14,102.0      17,426.0        1.4
   State of Nebraska                    1980-1995       12,591.0      16,159.0        1.7
   United States                        1980-1995       13,924.0      16,908.0        1.3
Short-Term Historical Personal Income
per Capita
   Douglas County                       1990-1995       17,396.0      19,249.0        2.0
   Omaha, NE-IA MSA                     1990-1995       16,081.0      17,426.0        1.6
   State of Nebraska                    1990-1995       15,125.0      16,159.0        1.3
   United States                        1990-1995       16,246.0      16,908.0        0.8
Projected Personal Income per Capita
   Douglas County                       1995-2000       19,249.0      20,505.0        1.3
   Omaha, NE-IA MSA                     1995-2000       17,426.0      18,507.0        1.2
   State of Nebraska                    1995-2000       16,159.0      17,376.0        1.5
   United States                        1995-2000       16,908.0      18,097.0        1.4
Long-Term Historical Employment -
Omaha, NE-IA MSA
   Farm                                 1980-1995            6.4           4.8       (1.9)
   Agriculture Services, Other          1980-1995            1.4           3.2        5.7
   Mining                               1980-1995            0.5           0.4       (1.1)
   Construction                         1980-1995           14.5          22.6        3.0
   Manufacturing                        1980-1995           37.0          36.9       (0.0)
   Trans., Comm. & Public Utils.        1980-1995           27.2          28.3        0.3
   Total Trade                          1980-1995           79.0         105.4        1.9
     Wholesale Trade                    1980-1995           23.0          28.6        1.5
     Retail Trade                       1980-1995           56.0          76.8        2.1
   Finance, Insurance, & Real Estate    1980-1995           33.8          42.3        1.5
   Services                             1980-1995           77.6         145.7        4.3
   Total Government                     1980-1995           59.6          63.6        0.4
     Federal Civilian Govt.             1980-1995            9.1           8.9       (0.2)
     Federal Military Govt.             1980-1995           14.7          12.5       (1.1)
     State & Local Govt.                1980-1995           35.8          42.2        1.1
   TOTAL                                1980-1995          336.9         453.2        2.0

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Table 4-5 Economic and Demographic Data for the Subject Property's Market Area
          (continued)
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                                                                                 Avg. Annual
Data Type                                Period        Data Point    Data Point Comp. Change
--------------------------------------------------------------------------------------------
Short-Term Historical Employment -
Omaha, NE-IA MSA
   Farm                                 1990-1995            5.1           4.8       (1.2)
   Agriculture Services, Other          1990-1995            2.7           3.2        3.8
   Mining                               1990-1995            0.5           0.4       (3.3)
   Construction                         1990-1995           18.5          22.6        4.1
   Manufacturing                        1990-1995           37.1          36.9       (0.1)
   Trans., Comm. & Public Utils.        1990-1995           27.0          28.3        0.9
   Total Trade                          1990-1995           95.2         105.4        2.1
     Wholesale Trade                    1990-1995           27.8          28.6        0.6
     Retail Trade                       1990-1995           67.4          76.8        2.6
   Finance, Insurance, & Real Estate    1990-1995           40.6          42.3        0.8
   Services                             1990-1995          127.8         145.7        2.7
   Total Government                     1990-1995           65.7          63.6       (0.7)
     Federal Civilian Govt.             1990-1995            9.8           8.9       (2.0)
     Federal Military Govt.             1990-1995           16.8          12.5       (5.7)
     State & Local Govt.                1990-1995           39.1          42.2        1.5
   TOTAL                                1990-1995          420.2         453.2        1.5
Projected Employment - Omaha, NE-IA MSA
   Farm                                 1995-2000            4.8           4.5       (1.0)
   Agriculture Services, Other          1995-2000            3.2           3.3        0.8
   Mining                               1995-2000            0.4           0.4        0.7
   Construction                         1995-2000           22.6          23.0        0.4
   Manufacturing                        1995-2000           36.9          37.8        0.5
   Trans., Comm. & Public Utils.        1995-2000           28.3          29.1        0.6
   Total Trade                          1995-2000          105.4         110.2        0.9
     Wholesale Trade                    1995-2000           28.6          29.7        0.8
     Retail Trade                       1995-2000           76.8          80.4        0.9
   Finance, Insurance, & Real Estate    1995-2000           42.3          43.9        0.7
   Services                             1995-2000          145.7         153.8        1.1
   Total Government                     1995-2000           63.6          64.3        0.2
     Federal Civilian Govt.             1995-2000            8.9           8.9        0.1
     Federal Military Govt.             1995-2000           12.5          12.6        0.2
     State & Local Govt.                1995-2000           42.2          42.7        0.2
   TOTAL                                1995-2000          453.2         470.3        0.7

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Table 4-6 Economic and Demographic Data for the Subject Property's Market Area
          (continued)
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Office Space
   Total Available in CBD           1995        1,757,533
   Occupied in CBD                  1995        1,699,487        96.70%
   Total Available Outside CBD      1995        4,948,562
   Occupied Outside CBD             1995        4,910,644        99.23%
Traffic Counts
   I-80 and 72nd (East I-80)      1990-1994       108,000       119,600      2.6
   I-80 and 72nd (West I-80)      1990-1994        99,500       109,300      2.4
   I-80 and 72nd (Interchange)    1990-1994       145,850       166,400      3.4
Airport Statistics
   Total Passengers               1990-1995     2,151,175     3,172,032      8.1
Tourist Information
   Mail Responses                 1990-1995        10,963        43,788     31.9
Building Permits
   Number of Total Permits        1985-1994         4,131         4,314      0.5
   Valuation of Total Permits     1985-1994  $234,800,000  $362,700,000      5.0

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The Lodging Market Supply and Demand Analysis section of this complete, self-contained appraisal report will relate these historical and projected growth trends to specific market segments based on their propensity to reflect visitation. This analysis will provide a basis for forecasting changes in room night demand in the subject property's area.

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5. Overview of External Forces Affecting the U.S. Lodging Industry
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Introduction

Hotel ownership is ultimately the business of creating and enhancing value. To understand the investment potential of lodging facilities, investors must be thoroughly aware of the many forces that can cause changes in the value of their properties. Although some of these forces are internal (such as the layout and design of the facilities, the quality of management, and the condition of the property), others are external (such as the local economic environment and the competitive nature of the market). The risk associated with hotel investment lies largely with the external forces that are beyond the control of ownership and contribute to the variability of future income flows.

Investors and appraisers can project financial results by evaluating the historical impact of external forces on hotel values. Successful hotel investors seek opportunities where the risk of external forces can be minimized, thus reducing the uncertainty associated with income expectations.

When investors engage in due diligence prior to acquiring a lodging facility, they are primarily interested in trends affecting a limited geographic market area, such as a town, city, or county. A broader overview takes into account national and international travel patterns and trends. An understanding of the general characteristics of the United States hotel market is important because these trends often foreshadow economic and demographic changes in smaller areas.

This section of the appraisal will present an overview of the U.S. lodging industry by tracing many of the forces that influence hotel values. Historical economic and demographic data, and industry statistics will be analyzed to provide a basis for projections. Forecasts will be evaluated to determine their reasonableness. The conclusions represent another set of criteria that hotel investors consider in making their acquisition decisions.

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Boulder, Colorado                        Overview of External Forces
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The Supply and Demand Relationship

Most business ventures are influenced by the relationship between supply and demand. In the hotel industry, supply refers to the number of units. A unit consists of one or more rooms and represents the smallest accommodation that can be rented to a guest. Each unit must have a full bath and its own entrance to a public hallway or the building exterior. Demand refers to a room night, which is one unit that is occupied for one night. The supply and demand relationship has a significant influence on a hotel's occupancy and/or average room rate.

Occupancy is calculated by dividing the number of rooms that are occupied for a specific period by the total number of rooms that are available during the same period. Average room rate is determined by dividing the total rooms revenue achieved during a specific period by the number of rooms occupied during that period; it also represents the weighted average of all the room rates charged during that period. In a market where demand is increasing faster than supply, occupancies rise and average rate growth generally exceeds inflation. When supply is increasing faster than demand, occupancies fall and average rates typically remain level or decline. Hotels generate revenue based on occupancy and average rate, and thus the supply and demand relationship is an important factor in analyzing profits and value.

Hotel occupancy levels have shown definite cycles that reflect the balance between supply and demand. The early 1970s marked the beginning of a hotel building boom reminiscent of the 1920s. Many factors contributed to this expansion, but the two main elements were readily available financing and aggressive chains that were eager to sell franchises. The new construction during the 1970s was made possible by the enormous amount of financing generated by all lenders, particularly real estate investment trusts (REITs). These high-leverage finance companies were created to allow small investors to participate in real estate mortgages and equities. The concept was quickly accepted by Wall Street, and soon billions of dollars were available to finance real estate projects. Many lenders became so overwhelmed with new money that their underwriting procedures broke down and some marginal developments were approved.

During the late 1960s and early 1970s, hotel companies actively expanded their chains through franchising. Franchising was a source of new capital, allowing hotel companies to grow and achieve national recognition using the franchisee's financial investment in individual properties. Some franchisors, eager to demonstrate sustained growth and establish a national

Hospitality Valuation Services,
Boulder, Colorado                        Overview of External Forces
Ramada Hotel                             Affecting the U.S. Lodging Industry  33
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presence, employed questionable marketing tactics to sell new franchises. Salespeople were often compensated based on the number of franchises sold, so there was little incentive to discourage developers from investing in poor locations and overbuilt markets. Many lenders and hostelry developers were led to believe that a national franchise would guarantee a successful operation.

The combination of readily available financing and aggressive hotel chains eager to sell franchises resulted in overbuilding and development of many poorly located, undercapitalized hostelries managed by inexperienced owners. The bubble burst on the lodging industry when inflation caused construction costs and interest rates to escalate. The 1974 energy crisis drastically reduced travel, and the accompanying recession curtailed business trips, conferences, and conventions.

Operators of marginal properties quickly fell behind in their mortgage payments, and lenders were forced to foreclose. As lenders became hostelry owners, they either organized work-out departments headed by experienced hoteliers or engaged professional hotel management companies to assume operational responsibilities. Sales data indicate that lenders who were looking for quick sales to remove nonperforming hotel assets from their books had to lower their prices substantially to attract all-cash buyers. Lenders who were willing to hold on to foreclosed hotels and employ professional management to reposition and improve the properties' operation were generally able to recoup their original investments in three to five years, once the industry began to recover. However, even lenders who repositioned their hotels had to take back favorable purchase-money financing to sell the properties because money from other sources was not available.

History has shown that during economic downturns, hotel values generally do not fall in proportion to the properties' declining incomes. Sellers, and particularly lenders who take back hotels through foreclosure, are often unwilling to sell at substantially reduced prices. They are more likely to wait out the downward cycle and dispose of their assets when the market begins to rebound. Thus, appraisers can best reflect market behavior by projecting a facility's net income to a point of recovery and applying the proper discounted cash flow procedure over that time period.

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Boulder, Colorado                        Overview of External Forces
Ramada Hotel                             Affecting the U.S. Lodging Industry  34
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The late 1970s was a period of relative calm for the lodging industry. Because most lenders were recovering from the financial wounds inflicted by the 1975 recession, they had little interest in making hotel mortgages. New construction was restrained, and primarily consisted of additions to existing properties and the development of some large, downtown hotels oriented toward the commercial and convention markets. The rebirth of center-city hostelries was a direct result of fuel shortages and the availability of government financing for inner-city redevelopment projects. Highway-oriented properties, on the other hand, were adversely affected by escalating gasoline prices and decreased automobile travel, and these lodging facilities lost some of their appeal among investors and hotel companies.

Decreased building activity, the normal retirement of older hostelries from the market, and an improving economy created a favorable supply and demand relationship and record-high occupancy levels from 1979 to 1980. Average room rates increased rapidly as operators took advantage of the excess demand to recoup earlier losses and keep up with inflation.

After the decline in hotel development during the late 1970s, the environment appeared suitable for a period of renewed expansion. However, the Federal Reserve tightened the money supply in the early 1980s, sending the prime interest rate up to double-digit levels. Most of the projects that were in the preliminary planning stages but lacked sensible financing were put on hold.

Fiscal policy and declining energy prices eventually reduced the national inflation rate. This caused a decline in hotel interest rates beginning in 1983, and suddenly massive amounts of capital were available for real estate investments. Hotel developers who had been out of the market since the mid-1970s rushed to initiate new projects. They were aided by several major real estate development incentives: high occupancies and escalating room rates, readily available debt and equity financing, and unique income tax benefits designed to stimulate the national economy out of a recession.

During the early 1980s, trends were generally favorable for new hotel development. Although the recession caused a decline in lodging demand, many markets showed relatively high occupancy levels. Room rates were usually able to keep up with inflation, and the travel industry was expected to boom as a result of a recovering economy. Franchise sellers signed up

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Boulder, Colorado                        Overview of External Forces
Ramada Hotel                             Affecting the U.S. Lodging Industry  35
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new prospects aggressively, using product segmentation to justify the saturation of a market with a common brand.

Financing was readily available from the savings and loan industry. Following deregulation, these banks were permitted to lend on commercial real estate, such as hotels. Although savings and loans had experience in making loans on single-family homes, few had expertise with commercial properties, and fewer still with hotels. The result was almost identical to the real estate investment trust fiasco the decade before: loan underwriting and administration were inept and sometimes nonexistent, the number of loans made seemed more important than the quality of the real estate and the integrity of the borrower, and short-term funds were often used to finance long-term mortgages. In the early 1990s, the industry suffered the consequences of this lending spree: most major hotel markets became severely overbuilt and many savings and loans went out of business.

Another factor contributing to hotel development in the 1980s was the very favorable treatment provided by income tax regulations. By carefully structuring hotel syndications to take advantage of all available tax benefits, investors could virtually recoup their total cash outlay in the first year and reap additional benefits in the future regardless of the economic success of the underlying asset. Because there was little incentive to justify a transaction's economics (i.e., cash flow and reversionary benefits), a number of syndicators overpaid for hotel properties, took out usurious fees, and overloaded their hotels with debt.

A change in the tax law in the mid-1980s eliminated many of the benefits associated with hotels, but the overbuilding in most markets was either in progress or had already taken place. By the end of the 1980s, the abuses of the savings and loans had become apparent, but it was too late to reverse the overbuilding. Between 1985 and 1990, approximately 556,000 rooms were added to the U.S. hotel supply.

The national economy entered another recession in 1990, and this factor (coupled with overbuilding and the Persian Gulf War in 1991) caused the national hotel occupancy rate to bottom out at 60.9%. In some markets, hotel occupancies were as low as 35%. This supply and demand imbalance was almost identical to the situation in the 1970s that led to numerous hotel failures. As in the REIT days, the number of non-performing loans reached record levels, and lenders moved to a work-out mode of operation in order to foreclose and restructure their hotel investments. Many of the savings

Hospitality Valuation Services,
Boulder, Colorado                        Overview of External Forces
Ramada Hotel                             Affecting the U.S. Lodging Industry  36
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and loans were taken over by the government and their hotel assets were sold at auction.

According to the American Council of Life Insurance, which represents major life insurance companies, the number of delinquent hotel loans and the number of hotel loans in foreclosure peaked in 1991. This trend is undergoing a reversal as the U.S. lodging industry begins to recover. Loan restructuring was an attractive alternative to foreclosure during this period, and the number of loans in good standing with restructured terms almost doubled.

By 1993, new hotel construction had declined significantly. Lenders, trying to get out from under problematic hotel portfolios, curtailed all real estate lending and would not even consider hotels. The tax benefits associated with lodging facilities had been reduced significantly, and passive investors left the hospitality market entirely.

The slowdown in the growth of supply had a beneficial impact on occupancy levels, which started to recover in 1992. Improved occupancies are expected to continue through the late 1990s as increases in lodging demand outpace growth in supply.

Beginning in 1991, many lenders and the Resolution Trust Corporation (RTC) sold their oldest and least desirable hotels at liquidation prices. Because virtually no third-party financing was available, most lenders were forced to take back purchase-money mortgages at favorable terms in order to sell these properties without suffering massive write-downs. The newer and more desirable hotels were not put on the market, because their lenders/owners were waiting for values to recover. This course of action significantly reduced the number of transactions involving good-quality lodging facilities. The following table shows the volume of hotel transactions exceeding $10,000,000 between 1990 and 1995.

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Table 5-1   Summary of Major Hotel Transactions
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Year                        1990     1991     1992     1993     1994     1995
--------------------------------------------------------------------------------

Number of Transactions       130       54       67       52       92      104
Number of Rooms           40,543   16,427   25,187   19,935   33,503   36,951
Average Price Per Room  $136,000  $91,000  $85,000  $79,000  $80,000  $83,000

                            Source: HVS International

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Hospitality Valuation Services,
Boulder, Colorado                        Overview of External Forces
Ramada Hotel                             Affecting the U.S. Lodging Industry  37
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In 1991, there were only 54 major hotel sales recorded. This number increased to 67 in 1992 and declined to 52 in 1993, then rose dramatically in 1994 and 1995. During the low-volume years, many sellers remained on the sidelines waiting for values to increase before placing their properties on the market. The jump in 1994 is attributable to a number of factors, including the greater availability of mortgage funds, a return of institutional investors to the market, and a resurgence of investor interest in lodging facilities.

The profile of typical hotel buyers has changed somewhat. During the mid-1980s, when tax-driven syndication's were popular, many hotels were purchased by passive investors who hired management companies to operate their properties. These owners had little involvement in day-to-day management decisions, which occasionally led to poor management and financial losses. Today, most buyers of major hotels are owner-operators who bring with them both the acquisition funds (usually from a joint venture partner) and management expertise. We also note that real estate investment trusts (REITs) and public hotel companies (C-Corps) are actively acquiring hotels using funds from public equity stock offerings.

The supply of new hotel rooms is expected to increase slowly during the next several years. Lenders are beginning to return to the market, and are making some hotel loans based on conservative criteria. Initially, mortgage funds were available mainly to the budget and economy lodging sectors, for the purpose of refinancing existing properties or assisting buyers in acquisitions. Now, a number of lenders are willing to finance new construction for these small, low-end properties. Although financing is also becoming available for the acquisition of large, full-service hotels, very little has been allocated for new construction. At present, active hotel lenders are not necessarily traditional banks and insurance companies, but may include credit companies and Wall Street securities firms.

A number of hotel owners and developers are now constructing budget and economy hotels; a few are planning more upscale, full-service properties. Most lenders are taking a conservative approach to new hotel loans, which should limit new development to those projects that demonstrate true economic feasibility. As a result, severe short-term overbuilding is unlikely.

Hospitality Valuation Services,
Boulder, Colorado                        Overview of External Forces
Ramada Hotel                             Affecting the U.S. Lodging Industry  38

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Room Rates

The supply and demand relationship has a direct impact on hotel occupancies and an indirect influence on room rate growth. Between 1978 and 1995, hotel room rates increased at an average annual compounded rate of almost 6%. Significant rate growth was recorded during the late 1970s and early 1980s as a result of strong occupancies (70%'s) coupled with a high monetary inflation rate (14%). In recent years, room rate growth slowed as a result of low occupancies and a drop in inflation.

Hotel room rates generally increase faster than the Consumer Price Index (CPI) when occupancies are strong or moving upward. When occupancies are low or declining, room rate growth tends to lag behind the CPI; in some cases, rates may remain flat or actually drop. The following table compares the historical and projected annual increase in hotel room rates in the United States to the change in the national CPI.

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Boulder, Colorado                        Overview of External Forces
Ramada Hotel                             Affecting the U.S. Lodging Industry  39
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Table 5-2   Percent Change in Average Room Rates Versus CPI - U.S. Hotels
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                               Consumer Price
            Hotel Room Rate        Index               Hotel
Year        Percent Change     Percent Change        Occupancy
------------------------------------------------------------------

1973              4.2%                6.2%             70.2%
1974              7.6                11.0              64.0
1975              7.3                 9.1              63.7
1976              8.2                 5.7              65.8
1977              8.1                 6.5              67.3
1978             14.0                 7.7              69.2
1979             17.0                11.3              71.9
1980             15.2                13.5              70.6
1981             10.0                10.3              67.9
1982              6.5                 6.2              66.7
1983              5.1                 3.2              64.4
1984              6.9                 4.3              64.0
1985              4.6                 3.6              63.1
1986              3.2                 1.9              62.5
1987              3.6                 3.6              61.9
1988              3.6                 4.1              62.3
1989              3.5                 4.8              63.2
1990              3.0                 5.4              62.4
1991              0.6                 4.2              60.9
1992              1.4                 3.0              62.1
1993              2.8                 3.0              63.1
1994              4.8                 2.6              64.7
1995              4.8                 2.8              65.5
1996*             5.0                 3.0              66.0
1997*             5.5                 3.5              67.0
1998*             6.0                 4.0              68.0
1999*             5.5                 4.0              68.0

               Sources: Smith Travel Research & HVS International
                                  * Projected
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This table shows two periods when hotel room rate growth failed to keep pace with the CPI. From 1973 to 1975, the hotel industry was suffering from overbuilding related to real estate investment trusts, a recession, and a downturn in travel caused by the oil embargo. The second period of slow room rate growth occurred between 1988 and 1993, when the industry was again affected by overbuilding and a weak economy. The table illustrates that during periods of prosperity, room rates are a good hedge against inflation; this was true even when the CPI increased at double-digit levels.

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The projections indicate a strong recovery of room rates as the relationship between supply and demand becomes more favorable. Growth is expected to peak in 1998 at 6%, which is significantly higher than the projected gain in the CPI. This may appear high, but a similar trend occurred in 1978, when room rates rose 14.0% and the CPI increased by only 7.7%.

Hotels are unique because their room rates can be adjusted at any time. Unlike office space, where rents are typically negotiated for a five-year period, hotel operators are free to base rates on occupancy trends. Using sophisticated yield management programs, modern lodging facilities can ride the demand curve and maximize room rates whenever the market permits. As a result, hotels generally offer significant upside potential during periods of economic prosperity.

If lodging facilities can increase room rates faster than the CPI and still maintain occupancies, bottom-line profits usually escalate. If they can raise room rates and occupancy at the same time, profits will grow significantly. The opposite occurs when room rates fail to keep pace with inflation. Because market value is basically a multiple of bottom-line profits, changes caused by fluctuations in occupancy and average rate have a direct impact on value.

Rooms Revenue per Available Room (RevPAR)

The ability of a hotel to maximize its occupancy and room rate is measured in terms of rooms revenue per available room (RevPAR), which is the product of occupancy and average rate. Between 1978 and 1995, RevPAR in the U.S. lodging industry increased at an average annual compounded rate of approximately 5%. As in the case of average rate, most of the increase occurred during the late 1970s, when occupancies escalated rapidly. The only decline in RevPAR occurred in 1991.

Trends in Hotel Sales

HVS International constantly monitors hotel markets in order to collect information on sales of lodging facilities. This comprehensive database is known as the Hospitality Market Data Exchange (HMDE). The HMDE includes more than 90% of all hotel sales that took place during this period.

The HMDE data shows that the number of transactions peaked at 726 in 1986. This strong activity is largely attributable to pending changes in the tax laws, which made it less favorable to own hotels. It is also possible that forward-thinking investors noted the substantial overbuilding and declining economy and decided to bail out at that time. In 1987 and 1990,

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the average sales price per room peaked at $75,000. This was more than twice the 1981 average of $36,000.

Following the 1990 peak, hotel prices fell rapidly as occupancies and profits were eroded by the massive number of hotel rooms entering the market. By 1991, the year of the Persian Gulf War, sales prices had fallen to $38,000 per room. Even the highest price per room declined from the record $1,195,652 (for the sale of the Bel Aire Hotel) to $251,816 in 1992. The market hit bottom in 1993 when the average sales price dropped to $36,000 per room. Prices recovered rapidly in 1994 and 1995 as investors became interested in hotels again and more full-service properties were put on the market. In 1995, the average sales price was $61,000 per room.

The figures presented in the HMDE represent actual sales prices; no attempt was made to adjust for factors such as favorable or unfavorable financing, forced or liquidation sales, bankruptcy sales, foreclosures, and so forth. As a result, the average price per room does not necessarily reflect market value, which assumes a willing buyer and a willing seller. Many of the transactions that took place during the early 1990s involved unwilling sellers - usually lenders who were forced to liquidate hotel portfolios quickly at prices that were below market levels. Most hotel experts agree that a recovery is underway, and they recommend that owners hold their properties until more favorable conditions prevail.

Trends in Hotel Values

A more meaningful indicator of trends in hotel value is the Hotel Valuation Index (HVI), developed by HVS International. This index tracks changes in hotel values in 23 major markets and the nation as a whole. It is developed through an income approach, using market area data provided by Smith Travel Research and operational and capitalization rate information from HVS International, and is indexed to the 1986 U.S.A. value (1.0000). The following table sets forth the HVI from 1986 to 1995.

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Ramada Hotel                             Affecting the U.S. Lodging Industry  42
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Table 5-3   Hotel Valuation Index per Room
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                            Valuation Index Per Room

                    1986       1987        1988        1989     1990      1991      1992      1993       1994      1995
                 -------------------------------------------------------------------------------------------------------
Honolulu           3.3571     4.0357      4.6964     5.2857    5.3214    4.7857    4.9286    4.2857     4.3929    5.6071
New Orleans        1.5357     1.7500      2.2857     2.3929    2.5000    2.6071    3.2857    3.2500     3.8929    4.4286
New York           3.5714     4.1071      4.6429     4.5357    3.9286    3.0357    2.5714    2.5714     3.1429    4.1071
San Francisco      2.5000     3.0893      3.2500     3.0714    2.9286    2.5714    2.5714    2.9643     3.2143    4.0000
Phoenix            1.2143     1.0714      1.1786     1.5357    1.4286    1.2500    1.5000    1.9643     2.3571    3.2143
San Diego          2.8571     2.3571      2.5714     2.6786    2.3929    2.5357    2.5357    2.2143     2.3571    3.0357
Miami              1.4286     1.6071      1.7321     2.1429    2.1786    2.2500    2.5714    2.7857     2.3214    2.9286
Washington, DC     2.1786     2.1786      2.4464     2.6071    2.2500    1.8571    2.0357    2.5000     2.3929    2.8929
Atlanta            1.0714     1.0179      1.0536     1.0357    1.1429    1.1250    1.2857    1.7857     2.1429    2.6786
Minneapolis        0.7321     0.6964      0.7143     0.7143    0.7857    1.0000    1.2857    1.5714     1.8214    2.1786
Chicago            1.4643     1.5000      1.5714     1.5000    1.4286    1.2143    1.2500    1.5000     1.8571    2.1786
Boston             2.3571     2.7143      2.6071     2.1429    1.8214    1.2500    1.3036    1.3214     1.6071    2.1071
Fort Lauderdale    1.4643     1.2679      1.3214     1.4286    1.4821    1.3571    1.7143    1.8929     1.6071    1.9286
Orlando            1.5000     1.6429      1.9286     2.5000    2.5357    1.8929    2.0714    1.7857     1.6071    1.8929
Denver             0.5357     0.4464      0.4643     0.4821    0.7857    0.9268    1.0357    1.3214     1.5000    1.8571
Dallas             0.5536     0.6250      0.6607     0.7321    0.7857    0.7143    0.9643    1.0357     1.3214    1.7143
USA                1.0000     0.9464      1.0536     1.1250    1.0714    0.9214    0.9929    1.1429     1.3214    1.6071
Los Angeles        2.1071     2.2857      2.3929     2.4643    2.1786    1.5714    1.0714    0.9643     1.1964    1.5000
Tampa              0.8393     0.7679      0.8571     1.1429    1.2857    1.0357    1.0714    1.0357     1.1071    1.3214
Anaheim            1.7679     1.7321      1.7500     1.8571    1.6071    1.2857    0.9642    0.9464     0.8393    1.2500
Houston            0.3571     0.4286      0.6964     0.7857    1.1071    1.1607    1.1429    1.0357     1.0000    1.1786
Philadelphia       1.4643     1.5357      1.4286     1.3214    1.0714    0.6786    0.5714    0.6071     0.7500    1.0714
Norfolk            1.1786     1.0536      0.9286     0.7857    0.6429    0.5357    0.6071    0.6429     0.7500    0.9643
Riverside          0.9643     1.2143      1.5714     1.7143    1.4643    1.2500    0.7857    0.5357     0.4286    0.5357

                           Source: HVS International

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The HVI can be used to show the value change in a particular market over time or to show the relative difference in hotel values in various cities. The following table shows the annual change in hotel values in 23 major markets and the United States as a whole.

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Table 5-4   Percent Change in the Hotel Valuation Index
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                              Annual Percent Change

                   '86-87   '87-88  '88-'89   '89-'90  '90-'91  '91-'92  '92-'93   93-'94  '94-'95  '86-'95
-----------------------------------------------------------------------------------------------------------
Honolulu             20 %     16 %     13 %       1 %    -10 %      3 %    -13 %       3 %     28 %     67 %
New Orleans          14       31        5         4        4       26       -1        20       14      188
New York             15       13       -2       -13      -23      -15        0        22       31       15
San Francisco        24        5       -5        -5      -12        0       15         8       24       60
Phoenix             -12       10       30        -7      -13       20       31        20       36      165
San Diego           -18        9        4       -11        6        0      -13         6       29        6
Miami                12        8       24         2        3       14        8       -17       26      105
Washington, DC        0       12        7       -14      -17       10       23        -4       21       33
Atlanta              -5        4       -2        10       -2       14       39        20       25      150
Minneapolis          -5        3        0        10       27       29       22        16       20      198
Chicago               2        5       -5        -5      -15        3       20        24       17       49
Boston               15       -4      -18       -15      -31        4        1        22       31      -11
Fort Lauderdale     -13        4        8         4       -8       26       10       -15       20       32
Orlando              10       17       30         1      -25        9      -14       -10       18       26
Denver              -17        4        4        63       18       12       28        14       24      247
Dallas               13        6       11         7       -9       35        7        28       30      210
USA                  -5       11        7        -5      -14        8       15        16       22       61
Los Angeles           8        5        3       -12      -28      -32      -10        24       25      -29
Tampa                -9       12       33        12      -19        3       -3         7       19       57
Anaheim              -2        1        6       -13      -20      -25       -2       -11       49      -29
Houston              20       62       13        41        5       -2       -9        -3       18      230
Philadelphia          5       -7       -8       -19      -37      -16        6        24       43      -27
Norfolk             -11      -12      -15       -18      -17       13        6        17       29      -18
Riverside            26       29        9       -15      -15      -37      -32       -20       25      -44

                           Source: HVS International

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On a national basis, hotel values rose in 1988 and 1989, then declined in 1990 and dropped by 14% in 1991. A turnaround commenced in 1992, when values increased by 8%; still greater increases of 15% in 1993, 16% in 1994, and 22% in 1995 signaled that a recovery was well underway. In the case of the individual cities, it is obvious that the movement in national hotel values has been offset somewhat by trends in local markets. Between 1986 and 1995, Riverside hotels lost more than 40% of their value, while San Francisco showed a 60% increase. Anaheim, Los Angeles, and Philadelphia also suffered significant drops.

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Future Trends

Most hotel owners, operators and lenders agree that the U.S. lodging industry has emerged from one of the worst periods since the Depression of 1929. Today, there are many indications that signal a strong recovery is underway, and most hotels have experienced a dramatic rise in profitability. Conversely, the hotel industry remains cyclical, and there are long-term trends and risk factors that could have an unfavorable impact on the operating results and investment potential of lodging facilities. The following list summarizes the positive and negative factors that are likely to influence the U.S. lodging industry in coming years.

o No significant amount of new hotel development is likely to occur during the next three to five years. Lenders stopped financing new hotels in the early 1990s because of the high rate of loan defaults, and they are only now starting to make construction loans. Although mortgage funds are available to refinance existing properties and construction loans are being made for economy hotels, mortgages for new hotels in the mid-rate, first-class, and luxury categories are still difficult to secure. This lack of financing is major barrier to entry, and will prevent a number of proposed projects from moving forward. With only a slow increase in supply, hotel occupancies should rebound as fast as the growth in demand permits.

o An additional barrier to entry is the current discrepancy between market values and replacement costs for first-class and luxury hotels. In today's market, many upscale hotels are still selling for prices that are below what it would cost to develop a comparable hotel. As a result, there is little justification for building a new hotel when a similar, existing facility is available for sale at some fraction of the cost. Until the gap between market value and replacement cost narrows, there will be minimal new hotel construction in the upper-tier segments. The market values and replacement costs of budget and economy hotels have been in equilibrium for several years which is another reason why new development is proceeding in these segments.

o The U.S. economy continues to improve, which suggests that more people are traveling. Many people curtailed their travel plans during the recent recession, and there is likely to be pent-up demand that will be released as consumer confidence escalates.

o Minimal additions to the hotel supply coupled with growth in demand should result in further improvement in occupancies during the next several years.

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o As shown by the historical data, hotel room rates rise rapidly as occupancies escalate. The most frequent complaint that owners and operators had during the recent recession was their inability to achieve average rate gains. Starting in 1994, gains in hotel room rates returned to levels in excess of inflation, foreshadowing enhanced profitability. In real dollars, hotel room rates are expected to return to 1988 levels by 1998. This is a good indication that hotel values will return to record levels in the next two to four years.

o The low cost of capital is another factor that tends to enhance value. Because capitalization rates are tied directly to the price of capital, the lower the cost, the lower the cap rate and the higher the value. The cost of hotel debt capital averaged 10.5% in 1990. Today, similar financing is available at 8.5% to 9.5%. Recent hotel sales support the downward trend in capitalization rates.

o Government regulations are becoming increasingly expensive for the U.S. hotel industry. A national health care policy could force small operators to provide better benefits for many more employees, particularly the part-time workers who are used extensively by hotels and restaurants. Environmental laws are becoming stricter and will require hotels to implement recycling, reuse, and conservation procedures. Congress has limited deductions for meals and entertainment expenses, which increases the cost of doing business in hotels and restaurants. Local municipalities use hotel rooms taxes as a source of revenue for general use, and the hotel rooms tax is so high in some areas that it has driven away demand. This is particularly true with respect to meetings and conventions, which can be held in cities that tax accommodations at a lower rate.

o Improved technology is rapidly changing the way business is conducted. During the next decade, advances such as video communication, enhanced data transfer, and faster transportation are expected to limit the need for face-to-face meetings and shorten the time that executives are away from their offices. Commercial hotels are bound to be influenced by this trend.

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Conclusion

Interest in hotel acquisition has increased significantly during the past several years. Buyers have concluded that future earnings trends are likely to be favorable, and the risks posed by overbuilding or an economic downturn are small. Some sellers are holding their properties until prices reach a higher level. Consequently, we believe there is pent-up desire to sell once prices begin to approach levels that allow the existing (or restructured) debt to be paid off.

The fact that numerous buyers are chasing very few acquisition opportunities has had a favorable impact on recent sales prices. For buyers to be successful in this highly competitive market, their projected operating results must take into account at least a portion of any upside created from improved performance, particularly if the improvement can be readily achieved through management efficiencies. Capitalization rates based on historical operating income have fallen during the past several years. Hotel buyers in today's market must be aggressive in all of their acquisition assumptions. As a result, hotel values in some parts of the country are approaching the levels registered during the mid-1980s, and a full recovery is expected to occur in the next two to four years.

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6. Lodging Market Study and Demand Analysis

MARKET FOR TRANSIENT ACCOMMODATIONS

The market for transient accommodations is an all-encompassing term referring to the many types of travelers who use lodging facilities in a given area. These travelers represent the market's accommodated room night demand. This section will begin with an analysis of historical demand trends to determine what changes have occurred; the historical number of competitive hotel rooms will then be estimated to evaluate local supply trends. Areawide occupancy levels can be calculated based on the number of hotel rooms available in the market and the demand for lodging accommodations. The total hotel room night demand will be divided into individual market segments to allow us to forecast growth rates based on the economic and demographic data set forth earlier in this report.

Historical Supply and Demand Data

Smith Travel Research (STR) has compiled historical supply and demand data for the subject property and its competitors. This information is presented in the following table, along with the marketwide occupancy, average rate, and rooms revenue per available room (RevPAR). RevPAR is calculated by multiplying occupancy by average rate, and provides an indication of how well rooms revenue is being maximized.

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Table 6-1 Historical Roam Supply and Demand Trends (STR)
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                                                                                                         Year to Date
                                                                                                    ---------------------
                          1989       1990       1991       1992       1993       1994       1995       1995       1996
-------------------------------------------------------------------------------------------------------------------------
Number of Rooms            1,718      1,718      1,851      1,851      1,851      1,851      1,851      1,851      1,851
Annual Guestroom Supply  627,070    627,070    675,615    675,615    675,615    675,615    675,615    449,793    449,793
Percent change                --       0.0%       7.7%        0.0%       0.0%       0.0%       0.0%        --        0.0%

Room Night Demand        371,225    363,701    387,127    369,561    395,910    401,991    442,528    303,160    286,968
Percent Change                --      (2.0)%      6.4%      -4.5%        7.1%       1.5%      10.1%        --      -5.3%

Occupancy                   59.2%     58.0%      57.3%       54.7%      58.6%      59.5%      65.5%      67.4%      63.8%
Percent Change                --      (2.0)%     (1.2)%     -4.5%        7.1%       1.5%      10.1%        --      -5.3%

Average Rate            $  57.37   $ 61.61    $ 60.59    $  61.25   $  60.53   $  63.42   $  66.69   $  66.75   $  69.24
Percent Change                --       7.4%      (1.7)%       1.1%     -1.2%        4.8%       5.2%        --        3.7%

RevPAR                  $  33.96   $ 35.73    $ 34.72    $  33.50   $  35.47   $  37.73   $  43.68   $  44.99   $  44.18
Percent Change                --       5.2%      (2.8)%     -3.5%        5.9%       6.4%      15.8%        --      -1.8%


                            Average Annual
                          Compounded Growth
                              1989-1995
-------------------------------------------
Number of Rooms
Annual Guestroom Supply
Percent change                  1.3%

Room Night Demand
Percent Change                  3.0%

Occupancy
Percent Change                  1.7%

Average Rate
Percent Change                  2.5%

RevPAR
Percent Change                  4.3%

                      Hampton Inn opened in January of 1991

                          Source: Smith Travel Research

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It is important to note some limitations of the STR data. Hotels are occasionally added to or removed from the sample, and not every property reports data in a consistent and timely manner; these factors can influence the overall quality of the information by skewing the results. These inconsistencies may also cause the STR data to differ from the results of our competitive survey. Nonetheless, we find that hotel buyers often rely on STR statistics, and thus they are considered relevant to this study.

As shown in the previous STR table, room night demand has increased at an average annual compounded rate of 3.0%, resulting from a 1.3% increase in supply and a 1.7% increase in occupancy annually over the six year period. Average rate increased annually at a below inflationary level of 2.5%, although, coupled with occupancy, RevPAR increased at an annual compounded growth rate of 4.3%.

On a calendar year basis, guestroom supply increased from 1,718 in 1990 to 1,851 in 1991, as a result of the introduction of the 133-room Hampton Inn into the competitive market. The table illustrates a 6.4% increase in demand in the same year as the room supply increases, providing evidence of either induced or unaccommodated demand. Average rate, however, did not increase, but rather decreased in this same year, indicating the lower rates offered at the new Hampton Inn. In 1992, demand declined by -4.5%, largely indicative of the national economic recession. Strong recovery, however, was experienced in 1993, as demand grew by 7.1%, while rate dropped by -1.2% in 1993 to produce a 5.9% increase in RevPAR. Years 1994 and 1995 show strong growth levels both in terms of occupancy and average rate, particularly in 1995, where a 10.1% growth rate in occupancy was largely generated by construction crew demand associated with the construction of numerous casino hotels in nearby Council Bluffs, Iowa. Year-to-date numbers indicate a drop in demand, as most of the casino construction work is completed, along with a 3.7% growth in average rate. In addition to the decline in construction demand, several other hotels have opened which are not part of our competitive set, however, they have attracted a portion of the existing demand away from the central Omaha area, based on the newness of the products.

Demand Analysis Using Market Segmentation

For the purpose of demand analysis, the overall market is divided into individual segments based on the nature of travel. Although a market may have various segments, the three primary classifications occurring in most areas are commercial, meeting and group, and leisure.

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Market segmentation is a useful procedure because individual classifications often exhibit unique characteristics in terms of growth potential, seasonality of demand, average length of stay, double occupancy, facility requirements, price sensitivity, and so forth. By quantifying the room night demand by market segment and analyzing the characteristics of each segment, the overall demand for transient accommodations can be projected. Lodging demand in central Omaha is generated primarily by the following four market segments.

                         Segment 1    Commercial
                         Segment 2    Meeting and Group
                         Segment 3    Leisure
                         Segment 4    Airline

Based on our fieldwork, area analysis, and knowledge of the local lodging market, we estimate the 1996 distribution of accommodated hotel room night demand as follows.

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Table 6-2 1996 Accommodated Room Night Demand
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                               1996 Annual Room Night Demand (Rounded)
                  --------------------------------------------------------------
                                    Percentage                       Percentage
Market Segment       Market Wide     of Total     Subject Property    of Total
--------------------------------------------------------------------------------

Commercial              155,000         45 %           6,000             13 %
Meeting and Group       107,000         31            14,000             31
Leisure                  66,000         19            13,000             29
Airline                  16,000          5            12,000             27

                     -----------    --------      -----------         ------
  Total                 343,000        100 %          45,000            100 %

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According to the previous table, roughly 27% of the subject property's demand is from airline business, compared to the 5% accommodated by the market. As a result, the market is able to capture 45% of its total demand from the commercial segment, while the subject property's commercial segment represents only 13% of total demand. The subject property is comparable to the market in terms of the amount of meeting and group business accommodated and higher than the market in the accommodated leisure segment business.

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Using the distribution of accommodated hotel demand as a starting point, we will analyze the characteristics of each market segment in an effort to determine future trends in room night demand.

Commercial Segment

The commercial segment consists of individual business people who are visiting various firms in the subject property's market. Commercial demand in the subject property's market is generated by a wide variety of corporations with the telecommunications and insurance industries exhibiting some dominance. Large firms operating in the area include First Data Resources, Mutual of Omaha Companies, Con Agra, Inc., Lucent Technologies, Farm Credit, and Union and Southern Pacific Railroad. Individuals visiting smaller local companies also contribute a significant portion of the area's hotel demand. In addition, business travelers passing through Omaha en route to other destinations may stop at local lodging facilities because they provide a convenient resting point along the area's major highways.

Commercial demand is strongest Monday through Thursday nights, declines significantly on Friday and Saturday, and increases somewhat on Sunday. The typical length of stay ranges from one to three days, and the rate of double occupancy is a low 1.2 to 1.3 people per room. Commercial demand is relatively constant throughout the year, although some declines are noticeable in late December and during other holiday periods.

In general, commercial travelers are not overly rate-sensitive and will make use of a hotel's food and beverage outlets and recreational facilities. The commercial segment represents a highly desirable and lucrative market that provides a consistent level of demand at relatively high room rates.

Office vacancy outside of the downtown central business district of Omaha is currently at 0.7%, indicating a very strong commercial market. Growth in total employment has increased by 1.5% annually over the last five years, with the service industry as the largest employment sector with 127,800 jobs in 1995. According to numerous sources, many of the larger downtown insurance companies are relocating to the western side of Omaha, where more space is available for new development. In addition, a new Federal Courts building to be located in downtown, is currently in the planning and initial construction phase. Once constructed, this facility is expected to generate additional commercial demand for area hotels.

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Based on the economic and demographic data presented earlier, we estimate that commercial hotel demand in the Omaha market rose at rates ranging from 0.5% to 3.0% annually during the early 1990s. We generally find a multiplier effect between employment growth in certain sectors and the increase in commercial lodging demand (i.e., one new FIRE employee will correspond to more than one new visitor). In conjunction with the recent trend of slower growth in the local economy, commercial demand increases have become more moderate. As the national and international economy improves and prominent local businesses increase their production and employment levels, commercial hotel demand is expected to rebound quickly. Smith Travel Research estimates that total hotel demand in the competitive market rose by 10.1% in 1995. We project that commercial demand (which comprises roughly 45% of the total market) will increase by 3.0% in 1997. Thereafter, we project commercial demand growth to stabilize at 2.0% annually.

Meeting and Group Segment

The meeting and group market includes meetings, seminars, conventions, trade association shows, and similar gatherings of ten or more people. Peak convention demand typically occurs in the spring and fall. Because of vacations, the summer months represent the slowest period for this market segment; winter demand varies. The average length of stay for typical meetings and groups ranges from three to five days. Most commercial groups meet during the weekday period of Monday through Thursday, but associations and social groups will sometimes gather on weekends. Commercial groups tend to have a low double occupancy of 1.3 to 1.5 people per room, while social groups are likely to have double occupancy rates ranging from 1.5 to 1.9.

In addition to the above mentioned businesses, local educational institutions also contribute to the commercial meeting and group demand in Omaha. However, the meeting and group segment does not consist of commercial groups exclusively. Visiting sports and recreational teams also contribute to the group demand in the market, especially during the summer season. Leisure groups include weddings, family reunions, military groups, and the like, but are usually only part of weekend demand.

Meeting and group patronage is quite profitable for hotels. Although room rates are discounted for large groups, the property benefits from the use of meeting space and the revenues generated by in-house banquets and cocktail receptions.

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Facilities that are necessary to attract meetings and groups include function areas with adequate space for breakout, meals, and receptions; recreational amenities; and a sufficient number of guestrooms to house the attendees.

Future meeting and group demand is closely related to growth in the commercial segment. Because most meetings have either a direct or an indirect business purpose, the economic considerations that have an impact on commercial travel also affect meeting and group demand. The exception is non-commercial meetings, which are tied to the economic factors that influence leisure travel. It should be noted that meetings and similar events are booked in advance, and thus growth in this segment tends to lag slightly behind increases in commercial demand.

The City of Omaha is without a major convention facility, consequently, the Holiday Inn Central, adjacent to the subject property, houses the largest amount of meeting space. There are no future plans to build a convention facility within the city, however, the new casino hotels in Council Bluffs, as well as the proposed Embassy Suites in downtown Omaha, provide additional facilities for interested parties. The increase in meeting room supply is expected to serve as a catalyst for growth in this segment.

Historically, meeting and group demand in the Omaha area is estimated to have increased at a rate similar to the overall average annual compounded rate of 3.0% achieved by the market. The new supply entering the market is expected to include a significant amount of meeting space, which we believe will provide an increased opportunity for growth. In light of this information and the relevant economic and demographic trends, we estimate that meeting and group demand in the subject property's market area will increase by 3.0% in 1997, before stabilizing at 4.0% annually thereafter.

Leisure Segment

The leisure market segment consists of individuals and families who are spending time in the area or passing through en route to other destinations. Their travel purposes may include sightseeing, recreation, visiting friends and relatives, or numerous other non-business activities. Leisure demand is strongest Friday and Saturday nights and all week during holiday periods and the summer months. These peak periods are negatively correlated with commercial visitation, underscoring the stabilizing effect of capturing weekend and summer tourist travel. The typical length of stay ranges from one to four days, depending on the destination and travel purpose, and the rate of double occupancy generally ranges from 1.8 to 2.5 people per room.

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Leisure travelers tend to be the most price-sensitive segment in the lodging market. They often prefer low-rise accommodations where parking is convenient to the rooms, and they typically demand extensive recreational facilities and amenities. Ease of highway access and proximity to tourist attractions are important locational considerations. Leisure demand in the subject property's market is generated by the College World Series, held annually in June, the Henry Doorly Zoo, youth sporting events held in the area, events held at Ak-sar-ben, and riverboat gaming in nearby Council Bluffs, Iowa.

Future leisure demand is related to the overall economic health of the nation. Trends showing changes in state and regional unemployment and disposable personal income often have a strong impact on non-commercial visitation. Traffic counts on nearby highways and attendance at local attractions can also form a basis for projections.

There are numerous indicators of leisure demand, which include traffic counts, airport statistics, area attraction visitors and visitor bureau statistics. Growth rates in these areas have ranged from 2.0% to 8.0% during the last five years. We have estimated leisure demand will continue to grow 2.0% annually, throughout our projection period.

Airline Segment

Airline demand is generated by flight crews and delayed passengers. The airlines typically contract rooms in nearby lodging facilities for extended periods to ensure the availability of accommodations. Because they are able to guarantee a specific level of usage on a daily basis, airlines can usually negotiate deeply discounted room rates. This type of demand is advantageous because it provides a base level of occupancy over a long period that normally includes weekends and slow seasons. The occupancy benefit is offset by low contract room rates, which have an adverse impact on average rate. Skilled hotel operators use airline patronage to fill in during periods of low occupancy and quickly displace this demand when higher-rated market segments offer better potential.

Since Omaha is not a major "hub" for any of its servicing airlines, the area has experienced a lower amount of airline (contract) demand than other cities in the Midwest. Although the total passenger counts have increased by more than 8% annually since 1990, the number of crew room nights has remained relatively stable in the market, according to several area hotel managers.

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Without the introduction of a major airline relocating to the area, little growth in airline demand is anticipated. In the interest of conservatism, we have estimated airline demand to grow by 1.0% in each year of our projection period.

Conclusion

The purpose of segmenting the lodging market is to define each major type of demand, identify customer characteristics, and estimate future growth trends. Starting with an analysis of the local area, four segments were defined as representing the subject property's lodging market. Various types of economic and demographic data were then evaluated to determine their propensity to reflect changes in hotel demand. Based on this procedure, we forecast the following average annual compounded market segment growth rates.

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Table 6-3 Annual Compounded Market Segment Growth Rates
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                                        Annual Compounded Growth Rate
                           -----------------------------------------------------
                           1997     1998     1999      2000      2001     2002
--------------------------------------------------------------------------------
Commercial                  3.0%     2.0%     2.0%      2.0%      2.0%     2.0%
Meeting and Group           3.0      4.0      4.0       4.0       4.0      4.0
Leisure                     2.0      2.0      2.0       2.0       2.0      2.0
Airline                     1.0      1.0      1.0       1.0       1.0      1.0

   Annual Average Growth     --      2.9%     2.6%      2.6%      2.6%     2.0%

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These growth rates will be used in subsequent sections of this study to forecast changes in lodging demand.

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COMPETITION

An integral component of the supply and demand relationship that has a direct impact on the availability of lodging demand is the current and anticipated supply of competitive lodging facilities. The Omaha area is serviced by numerous hotels and motels located throughout the region. The subject property is located in Central Omaha, an area where a large concentration of businesses are located. Other concentrations of hotels include the downtown district, the northwestern corridor, and the airport. We have identified four properties that are considered primarily competitive with the Ramada Hotel. Including the subject property, these primary competitors total 1,129. Five additional lodging facilities are judged to be only secondarily competitive; although the facilities, rate structures, or market orientations of these hotels prevent their inclusion among the primarily competitive supply, they do compete with the subject property to some extent. The room count of each secondary competitor has been weighted to reflect the degree to which it competes with the Ramada Hotel; the aggregate weighted room count of the secondary competitors is 419.

Primary Competitors

The following table summarizes the important operating characteristics of the primary competitors and the aggregate secondary competitors. This information was compiled from personal interviews, inspections, lodging directories, and our in-house library of operating data. The table also sets forth each property's penetration factors; penetration is the ratio between a specific hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, the property is performing better than the market as a whole; conversely, if the penetration is less than 100%, the hotel is performing at a level below the marketwide average.

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Table 6-4 Primary Competitors and Aggregate Secondary Competitors
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                                                                                Estimated 1996
                                                                               Market Segmentation
                                                                      -----------------------------------
                                Year    Number   Meeting    Meeting            Mtg. &
Property/Location              Opened  of Rooms   Space    Space/Room  Comm.   Group    Leisure   Airline
-----------------------------------------------------------------------------------------------------------
Ramada Hotel
   7007 Grover Street           1973     215      5,787        27       14%      31%       28%      27%
Best Western Central
   3650 S. 72nd Street          1970     213      4,600        22       42       29        22        7
Holiday Inn Central
   3321 S. 72nd Street          1968     406     49,276       121       25       60        15        0
Clarion Carlisle
   10909 M Street               1978     127      4,420        35       65       20        15        0
Sheraton Four Points
   4888 S. 118th Street         1974     168      3,790        23       63       17        20        0

-----------------------------------------------------------------------------------------------------------
Sub-Totals and Averages                1,129     13,575        45       36%      38%       20%       7%

Secondary Competition                    419                            66%      15%       18%       0%

Totals/Averages                        1,548                            45%      31%       19%       5%

-----------------------------------------------------------------------------------------------------------

                                      Estimated 1995                               Estimated 1996
                               -----------------------------  -----------------------------------------------------
                                          Average                        Average            Occupancy      Yield
Property/Location              Occupancy   Rate     Rev PAR   Occupancy   Rate    Rev PAR  Penetration  Penetration
-------------------------------------------------------------------------------------------------------------------
Ramada Hotel
   7007 Grover Street            62.2%    $43.31    $26.94     58.0%     $47.00   $27.26       95.4%        72.4%
Best Western Central
   3650 S. 72nd Street           66.0      51.00     33.66     64.0       53.00    33.92      105.2         90.1
Holiday Inn Central
   3321 S. 72nd Street           62.0      67.00     41.54     58.0       67.00    38.86       95.4        103.2
Clarion Carlisle
   10909 M Street                50.0      53.00     26.50     49.0       56.00    27.44       80.6         72.9
Sheraton Four Points
   4888 S. 118th Street          62.0      53.00     32.86     60.0       54.00    32.40       98.6         86.0

------------------------------------------------------------------------------------------------------------------
Sub-Totals and Averages          61.4%    $55.81    $34.29     58.4%     $57.30   $33.47       96.0%        88.9%

Secondary Competition            69.0%    $68.91    $47.55     67.0%     $72.72   $48.72      110.2%       129.4%

Totals/Averages                  63.5%    $59.66    $37.91     60.8%     $61.91   $37.66      100.0%       100.0%

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                Competition Map for Ramada Inn, Omaha, Nebraska

                               [GRAPHIC OMITTED]

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Our survey of the primarily competitive hotels in the Central Omaha market indicates that all are affiliated with nationally recognized lodging chains. These properties range in size from 127 rooms at the Clarion Carlisle to 406 rooms at the Holiday Inn Central and in age from 18 to 28 years. The overall market demand, including both primary and secondary competitors, has a strong commercial and meeting and group orientation as these segments comprise 45% and 31%, respectively, of the total accommodated demand. The leisure market follows, with 19% of the total demand. Airline demand comprises the balance of demand accounting for 5%.

In 1996, the primary competitors are expected to achieve an annual overall occupancy of 58.4% at an average rate of $57.30, yielding a RevPAR of $33.47. The Best Western Central is estimated to have achieved the highest occupancy of the primary competitors, while the Holiday Inn is estimated to have received the highest average rate and RevPAR. It should be noted that the Clarion Carlisle has been able to increase its 1996 average rate, largely as a result of renovations.

The secondary competitors achieved a higher occupancy and average rate than the primary competitors, largely as a result of the inclusion of higher end, full service properties. In 1996, the secondary competitors achieved an occupancy of 67% at an average rate of $72.72 to produce a RevPAR of $48.72.

The subject property has been under-performing the market, both in terms of average rate and occupancy during the past two years. A large factor causing this below average performance is the heavy reliance on rate sensitive airline business. As previously mentioned, the subject property's market segmentation is made up of 27% airline business, while the primary competitors total demand is made up of only 7% airline demand. As a comparison, the subject property's average airline rate is approximately $30.00, while its overall average rate is expected to be $47.00 in 1996. This represents a substantial discount, which results in the subject property's below average rate. In 1996, the subject property obtained an occupancy level of 58% with an average rate of $47.00. This produced a RevPAR of $27.26 and a yield penetration of 72.4%.

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Primary Competitors

Each primary competitor was inspected and evaluated. Descriptions of our findings are presented below.

Best Western Central

The Best Western Central is located to the west of the subject property, directly across 72nd Street. Approximately twenty-six years old, this former Howard Johnson's property recently received renovations to its public areas as well as new soft goods in its guestrooms. This property was recently sold to Servico, Inc. by Seldin Properties of Omaha. The new property owners anticipate additional renovations, however, not to a large extent. As a result of its recent renovation, management reports improved positioning in terms of attracting a larger share of commercial demand.

The Best Western Central features 213 guestrooms in addition to its more than 4,600 square feet of meeting space. The Best Western also offers its guests an indoor swimming pool and whirlpool, barber shop, and Great American Diner Restaurant.

Holiday Inn Central

The Holiday Inn Central is located adjacent to the subject property, across Grover Street to the north. At the time of our inspection, the Holiday Inn's tower guestrooms had just finished a renovation. In talking with property management, approximately $2,500,000 is budgeted for renovation of the Holidome area, currently in progress. The pool is being completely replaced, while the guestrooms surrounding the Holidome will be converted to suites. A majority of the renovations should be completed by the end of 1996.

The Holiday Inn boasts the largest amount of meeting space in Omaha with over 49,000 square feet. This sprawling facility contains 406 rooms, housed in a two-story Holidome area and a six-story guestroom tower. In addition, the property contains a leased full service restaurant and lounge, Grandma's; an express restaurant and lounge; and an indoor pool and game room.

Clarion Carlisle

The Clarion Carlisle is located in south central Omaha, approximately four miles southwest of the subject property. This property opened roughly eighteen years ago and is currently owned by Devon Development of Chicago, Illinois.

In 1996, the Clarion was able to improve its average rate by approximately $3.00. According to property management, the property has recently completed a full renovation and appeared in good condition at the time of our inspection. Reportedly, prior to renovation, the property was in poor

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condition and service was below average. We anticipate this property to increase its market share in the next few years.

The property offers 127 rooms contained in a high rise building. Along with +/-4,420 square feet of meeting space, the Clarion has one restaurant and lounge, as well as a heated indoor pool and whirlpool, and a complimentary airport shuttle service.

Sheraton Four Points Hotel

The Sheraton Four Points Hotel is also located in south central Omaha, approximately one-half mile west of the Clarion Carlisle. This property opened roughly twenty-two years ago, and was recently sold to Servico, Inc., by Seldin Properties. According to property management, this property will soon begin a $2,500,000 renovation, to convert from its existing affiliation, Sheraton Inn, to a Sheraton Four Points Hotel. This renovation is much needed as its current condition is fair to poor. Once renovated, this property is expected to compete at a level higher than that of the market average.

The property offers 168 guestrooms, in addition to an indoor pool and spa, roughly 3,800 square feet of meeting space, restaurant and lounge. This property accommodates a large amount of commercial demand, 63%, largely as a result of its convenient location, proximate to the office parks in western Omaha.

Secondary Competitors

The five secondary competitors are made up of three full service properties and two limited service hotels. Two of the secondary competitors represent properties with larger rooms and more amenities which command higher average rates than any of the primary competitors. The Marriott Hotel is located approximately seven miles west of the subject property and features 297 guestrooms, an indoor pool, ballroom and meeting rooms, two restaurants, lounge, and exercise room. The Embassy Suites is located one mile north of the subject property and features 189 suites, along with an indoor pool, meeting rooms and restaurant. This property commands a higher rate as a result of the size of the guestrooms, free cook-to-order breakfast and evening cocktails. The third full service secondary competitor is the Best Western Regency, which features 147 guestrooms, indoor swimming pool, restaurant, lounge and several meeting rooms. This property attracts lower rated business as a result of the age and condition of its facilities.

Hospitality Valuation Services,                     Lodging Market Study and
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The Hampton Inn and Best Western Omaha Inn are limited service properties located one block and four miles, respectively, from the subject property. Both of these properties have recently gone through renovations and were in good condition at the time of our fieldwork. The Hampton Inn does not have a swimming pool, however, guests are allowed access to the pool at the neighboring Holiday Inn. The Best Western Omaha Inn features an indoor swimming pool, exercise room, and some whirlpool suites.

The following table sets forth the operating statistics for the secondary competitors, including the weighted competitiveness of each property. In 1996, the secondary competitors achieved and overall occupancy level of 67% at an average rate of $72.72, resulting in a RevPAR of $48.72. The market segmentation of the secondary competitors is considerably different than the primary competitors, thereby supporting the fact that these properties are secondary competitors. For 1996, the market segmentation of the secondary competitors is estimated to be comprised of 66% commercial demand, 18% leisure demand, and 15% meeting and group demand. None of the secondary competitors captured a significant amount of airline demand.

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Table 6-5 Secondary Competitors
--------------------------------------------------------------------------------

                                                                                Estimated 1996
                                                                               Market Segmentation
                                                                      -----------------------------------
                                Year    Number   Meeting    Meeting            Mtg. &
Property/Location              Opened  of Rooms   Space    Space/Room  Comm.   Group    Leisure   Airline
-----------------------------------------------------------------------------------------------------------
Marriott Hotel                  1982   297      25%            74       52%      35%       13%       0%
Hampton Inn                     1991   133      75            100       70        5        25        0
Best Western Regency Inn        1972   147      50             74       65       15        20        0
Embassy Suites                  1973   189      50             95       70       15        15        0
Best Western Omaha Inn          1974   102      75             77       75        5        20        0
-----------------------------------------------------------------------------------------------------------
Totals/Averages                        868                    419       66%      15%       18%       0%

                                      Estimated 1995                  Estimated 1996
                               -----------------------------  -----------------------------
                                          Average                        Average
Property/Location              Occupancy   Rate     Rev PAR   Occupancy   Rate    Rev PAR
-------------------------------------------------------------------------------------------
Marriott Hotel                   80%      $94.00      $75.20   80%       $100.00  $80.00
Hampton Inn                      65        54.00       35.10   62          56.00   34.72
Best Western Regency Inn         59        54.00       31.86   56          54.00   30.24
Embassy Suites                   74        81.00       59.94   72          85.00   61.20
Best Western Omaha Inn           68        55.00       37.40   67          60.00   40.20
----------------------------------------------------------------------------------------
Totals/Averages                  69%      $68.91      $47.55   67%        $72.72  $48.72

--------------------------------------------------------------------------------

Hospitality Valuation Services,                     Lodging Market Study and
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Proposed Competitors

It is important to consider any new hotels that may have an impact on the subject property's operating performance. Based on our fieldwork in the market and our discussions with local hotel operators, developers, and government officials, we have identified several properties that are proposed or under development in the Omaha Metropolitan area.

Of the numerous hotel projects proposed in the area, two properties are expected to impact the subject property's competitive market. A 72-unit Holiday Inn Express is currently under construction approximately four miles southwest of the subject property, adjacent to the Clarion Carlisle Hotel. This hotel is being developed by Omaha Hotels, Inc., the same owners as the Holiday Inn and Hampton Inn Central. This property is expected to open on November 1, 1996, and is projected to be 100% competitive with the subject property.

The second hotel project anticipated to impact the subject property's market is a 246-room Embassy Suites. This six story property, located in downtown Omaha, is being developed by John Q. Hammons and is scheduled to open in February of 1997. Along with suites, this property will feature +/-12,800 square feet of meeting space, indoor pool, health and fitness center, and restaurant. Due to its location and upscale nature, we estimate this property to be 25% competitive with the subject property.

In addition, several properties have either recently entered the market or are expected to enter the market within the next year, however, largely due to their locations, we have not considered them to be competitive with the subject property. These properties include an 80-room Ramada Limited located in western Omaha, off of Interstate 680; this property opened in the summer of 1996. Also recently opened is a 105-room Comfort Inn located at the intersection of Dodge Street and 87th Street. Finally, a 131-unit Candlewood Hotel is scheduled for development in the Old Mill area of Omaha. This facility will be a mid-priced, extended stay oriented property catering primarily to the Regency Business Park; it is expected to open in the first half of 1997.

Legalized gambling was introduced in Iowa in 1996, which resulted in the development of two casino hotels within ten miles of the subject property. In addition, a 150-room Holiday Inn and Suites is currently under construction, adjacent to the Ameristar Casino Hotel. Although these hotels are not considered to be competitive with the Ramada Hotel, we believe they may impact the Omaha economy as a whole by attracting more

Hospitality Valuation Services,                     Lodging Market Study and
Boulder, Colorado                  Ramada Hotel     Demand Analysis           64
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visitors away from downtown Omaha to the riverboat casino activity. We do believe, however, that local hotels will benefit from the overflow of casino traffic in need of lower priced hotel rooms. We have taken this into consideration in our projections when selecting an appropriate stabilized occupancy level and an appropriate stabilized average rate level for the subject property.

Conclusion

This section illustrates an upward trend in the central Omaha market in terms of accommodated room night demand. We have analyzed various factors pertaining to each of the four market segments to project a level of future growth. These factors include, but have not been limited to employment, traffic counts, meeting demand, and airport passenger statistics. With the entrance of two competitive properties, as well as the legalization of gambling in Iowa, we anticipate a continued increase in overall room night demand. Once all of the new hotels enter the competitive market, the total competitive room supply will equal 1,682 rooms, representing an increase of 8.7% over the historic 1,548 rooms.

Hospitality Valuation Services,                       Projection of Occupancy
Boulder, Colorado                   Ramada Hotel      and Average Rate        65
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7. Projection of Occupancy and Average Rate

Historical Operating Performance

The following table sets forth the subject property's historical occupancy, average rate, and RevPAR. For the purpose of comparison, we have also presented corresponding data (as provided by Smith Travel Research) for the competitive hotels described in the previous section. In addition to the annual percent change calculations, we have determined the subject property's occupancy, average rate, and RevPAR penetration factors.

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Table 7-1 Historical Trends
--------------------------------------------------------------------------------

                                                         Year to Date
                                                   -----------------------

                              1994        1995         1995         1996
--------------------------------------------------------------------------

Subject Property

Occupancy                    44.8 %      62.2 %       59.5 %       61.2 %
Percent Change                 -- %      38.8 %         --          2.8 %
Occupancy Penetration        75.3 %      95.0 %       88.3 %       95.9 %

Average Rate                $41.93      $43.23       $45.06       $45.95
Percent Change                 -- %       3.1 %         --          2.0 %
Average Rate Penetration     66.1 %      64.8 %       67.5 %       66.4 %

RevPAR                      $18.79      $26.89       $26.81       $28.11
Percent Change                 -- %      43.1 %         --          4.9 %
RevPAR Penetration           49.8 %      61.6 %       59.6 %       63.6 %

Areawide (STR)

Occupancy                    59.5 %      65.5 %       67.4 %       63.8 %
Percent Change                 -- %      10.1 %         --         (5.3)%

Average Rate                $63.42      $66.69       $66.75       $69.24
Percent Change                 -- %       5.2 %         --          3.7 %

RevPAR                      $37.73      $43.68       $44.99       $44.18
Percent Change                 -- %      15.8 %         --         (1.8)%

--------------------------------------------------------------------------------

Hospitality Valuation Services,                       Projection of Occupancy
Boulder, Colorado                   Ramada Hotel      and Average Rate        66
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It should be noted that the 1994 statistics for the subject property represent only three months of operation, due to the October 4, 1994 purchase of the property. As illustrated in the above chart, in 1995 the subject property achieved an occupancy penetration of 95%, with an occupancy level of 62.2%, compared to the 65.5% level achieved by the market. In terms of average rate, the subject property realized a $43.23 average annual rate, to equate to a penetration level of 64.8%. The combination of occupancy and average rate resulted in a RevPAR level of $26.89, and a RevPAR penetration level of 61.6%.

Year-to-date numbers indicate improvement at the subject property over the same period in 1995, both in terms of occupancy and average rate. Through August, the subject property has realized a 2.8% growth in occupancy and a 2.0% growth in average rate. The subject property's growth in occupancy was larger than that experience by the market, however, average rate did not increase as much as the marketwide average. RevPAR at the subject property through August 1996 was $28.11, to result in a penetration level of 63.6%. This indicates that the subject property is still under-performing the market.

A hotel's occupancy should also be evaluated on a monthly basis to identify seasonality trends. The following table sets forth the subject property's monthly occupancy from 1995 through August of 1996.

================================================================================
Table 7-2 Subject Property's Monthly Occupancy History
--------------------------------------------------------------------------------

                                    1995                    1996
                                    ----                    ----
                                 Occupancy         Occupancy       % Change
                                 ---------         ------------------------

January                             43.2%             46.4%            7.3%
February                            41.5              47.9            15.5
March                               48.5              54.0            11.2
April                               60.6              52.2           (13.8)
May                                 66.1              68.0             2.8
June                                73.6              83.8            13.8
July                                69.1              66.1            (4.4)
August                              72.2              70.4            (2.5)
September                           74.1                --              --
October                             80.4                --              --
November                            73.6                --              --
December                            42.6                --              --
                                    ----              ----            ----

  Full Year                         62.2%               NA%             NA%

--------------------------------------------------------------------------------

Hospitality Valuation Services,                       Projection of Occupancy
Boulder, Colorado                   Ramada Hotel      and Average Rate        67
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As shown in the previous table, the months of June through October represent the strongest period at the subject property. Year-to-date occupancy statistics show strong increases in monthly occupancy over the previous year in the months of January, February, March and June. This is the result of improved marketing efforts at the subject property as well as the improved physical appearance of property's meeting space.

Premise of the Projections

To a certain degree, occupancy and rate attainment can be manipulated by management. For example, hotel operators may choose to lower rates in an effort to maximize occupancy. Our forecasts reflect an operating strategy that we believe would be implemented by competent hotel management to achieve an optimal mix of occupancy and average rate.

Projected Room Night Demand

Lodging demand and occupancy can be projected through a process known as room night analysis. A room night is a unit of hotel demand that equals one room that is occupied for one night. After estimating the number of room nights a hotel can be expected to attract during a 12-month period, we can determine occupancy by dividing the number of room nights of demand captured by the number of room nights available (calculated as the room count x 365).

The total annual number of room nights occupied in the competitive hotels equates to the market's accommodated room night demand, as shown in the following table.

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Table 7-3 1996 Accommodated Room Night Demand
--------------------------------------------------------------------------------

                               1996 Annual Room Night Demand (Rounded)
                  --------------------------------------------------------------
                                    Percentage                       Percentage
Market Segment       Market Wide     of Total     Subject Property    of Total
--------------------------------------------------------------------------------

Commercial              155,000         45 %           6,000             13 %
Meeting and Group       107,000         31            14,000             31
Leisure                  66,000         19            13,000             29
Airline                  16,000          5            12,000             27
                     -----------    --------      -----------         ------
  Total                 343,000        100 %          45,000            100 %

--------------------------------------------------------------------------------

Latent Demand

The previous table illustrates the accommodated room night demand in the subject property's competitive market. Because this estimate is based on occupancies, it includes only those hotel rooms that were used by guests. Latent demand considers guests who could not be accommodated by the

Hospitality Valuation Services,                       Projection of Occupancy
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existing competitive supply, and can be divided into unaccommodated demand and induced demand.

Unaccommodated Demand

Unaccommodated demand refers to individuals who are unable to secure accommodations in the market because all of the local hotels are filled. These travelers must defer their trips, settle for less desirable accommodations, or stay in properties located outside the market area. Because this demand did not yield occupied room nights, it is not included in the estimate of historical accommodated room night demand.

We have estimated that roughly 5% of the total accommodated meeting and group demand is currently unaccommodated. This equates to approximately 5,300 room nights, or roundly 100 room nights per week. This demand is expected to be accommodated once the Embassy Suites Hotel in downtown Omaha is open.

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Table 7-4 1996 Accommodated and Unaccommodated Demand
--------------------------------------------------------------------------------

                        Accommodated
                         Room Night     Unaccommodated       Unaccommodated
Market Segment             Demand     Demand Percentage    Room Night Demand
--------------------------------------------------------------------------------

Commercial                 155,000           0.0%                      0
Meeting and Group          107,000           5.0                   5,327
Leisure                     66,000           0.0                       0
Airline                     16,000           0.0                       0
                    ---------------                           -----------
  Total                    343,000                                 5,327

--------------------------------------------------------------------------------

Induced Demand

Induced demand represents the additional room nights that are expected to be attracted to the market following the introduction of a new demand generator. Situations that can induce demand include the opening of a new manufacturing plant, the expansion of a convention center, or the addition of a new hotel with a distinct chain affiliation or unique facilities.

As previously mentioned, Iowa recently passed legislation which permitted riverboat gaming. As a result of Omaha's proximate location to the Missouri River and the Iowa state line, casino gaming is expected to attract a substantial amount of transient business into the Omaha area. We have estimated this demand to equate to roughly 5,000 room nights annually and have phased in its impact over the first two projection years.

Hospitality Valuation Services,                       Projection of Occupancy
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Table 7-5 Induced Demand Calculation
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                                1997          1998          1999          2000
--------------------------------------------------------------------------------
Phase-in:                         75%          100%          100%          100%

Commercial                         0             0             0             0
Meeting and Group                  0             0             0             0
Leisure                        3,750         5,000         5,000         5,000
Airline                            0             0             0             0
                          -----------   -----------   -----------   -----------
  Total                        3,750         5,000         5,000         5,000

--------------------------------------------------------------------------------

Total Usable Room Night Demand

Total usable room night demand is estimated by combining accommodated demand and usable latent demand. Usable latent demand is that portion of latent demand that can be absorbed based on the number of existing and proposed hotel rooms in the market.

When the Holiday Inn Express and Embassy Suites open in 1997, all of the unaccommodated demand is expected to be absorbed. As a result of the additional hotel rooms entering the market, all of the latent demand is considered usable.

The following table shows the projected annual change in accommodated and usable room night demand in the subject property's competitive market.

Hospitality Valuation Services,                       Projection of Occupancy
Boulder, Colorado                   Ramada Hotel      and Average Rate        70
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Table 7-6 Total Usable Room Night Demand
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                               Historical   1997     1998       1999      2000
--------------------------------------------------------------------------------
Commercial
Growth Rate                          --       3.0%      2.0%      2.0%      2.0%
Accommodated Demand             154,880   159,526   162,717   165,971   169,290
Usable Latent                        --         0         0         0         0

Meeting and Group
Growth Rate                          --       3.0%      4.0%      4.0%      4.0%
Accommodated Demand             106,547   109,743   114,133   118,698   123,446
Usable Latent                        --     5,487     5,706     5,934     6,171

Leisure
Growth Rate                          --       2.0%      2.0%      2.0%      2.0%
Accommodated Demand              66,286    67,612    68,964    70,343    71,750
Usable Latent                        --     3,750     5,000     5,000     5,000

Airline
Growth Rate                          --       1.0%      1.0%      1.0%      1.0%
Accommodated Demand              15,773    15,931    16,090    16,251    16,414
Usable Latent                        --         0         0         0         0

Totals
Commercial                      154,880   159,526   162,717   165,971   169,290
Meeting and Group               106,547   115,230   119,839   124,632   129,617
Leisure                          66,286    71,362    73,964    75,343    76,750
Airline                          15,773    15,931    16,090    16,251    16,414
                                -------   -------   -------   -------   -------
  TOTAL DEMAND                  343,486   362,049   372,610   382,197   392,071

Annual Forecasted Growth                      5.4%      2.9%      2.6%      2.6%

--------------------------------------------------------------------------------

Guestroom Supply

In 1996, the competitive properties provided a weighted total of 1,548 guestrooms. The total available rooms is anticipated to increase to 1,677 rooms in 1997, with the opening of the Holiday Inn Express, and the partial opening of the Embassy Suites. In 1998, the stabilized year, the total available rooms is expected to equate to 1,682 - resulting from the full operation of the Embassy Suites.

The following table shows total room night demand, the projected competitive supply of available rooms and available room nights - to calculate the annual number of available room nights, the number of available rooms is multiplied by 365, as well as the overall competitive occupancy.

Hospitality Valuation Services,                       Projection of Occupancy
Boulder, Colorado                   Ramada Hotel      and Average Rate        71
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Table 7-7 Total Room Night Demand, Available Rooms, Available Room Nights, and
          Overall Occupancy
--------------------------------------------------------------------------------

                 Total Room                                    Overall
                    Night      Available     Room Nights     Competitive
      Year         Demand        Rooms        Available       Occupancy
---------------------------------------------------------------------------

   Historical      343,486       1,548         564,838           61%
      1997         362,049       1,677         611,923           59
      1998         372,610       1,682         613,748           61
      1999         382,197       1,682         613,748           62
      2000         392,071       1,682         613,748           64
      2001         402,241       1,682         613,748           66
      2002         412,717       1,682         613,748           67
      2003         423,508       1,682         613,748           69

--------------------------------------------------------------------------------

Overall Competitive Occupancy

The overall competitive occupancy is expected to drop in 1997 to 59%, from 61%, largely due to the impact of the two new properties entering the market. In 1998, the market is expected to rebound to an occupancy level of 61%. Due to the limited amount of growth in the market, coupled with increases in room count, overall occupancy is expected to improve, however, at a slow pace.

Competitive Index Analysis

Competitive indexes are used to analyze the relative market position of each property on the basis of a particular demand segment. The index represents the number of times each year that one room is occupied by one type of traveler (e.g., commercial, meeting and group, leisure, or airline), or the number of room nights actually accommodated per year, per room, per market segment. For example, if a hotel has a commercial competitive index of 190, each room in the property is occupied 190 times a year by a commercial traveler. The competitive index is calculated by dividing a hotel's annual accommodated room night demand in a particular market segment by that property's room count. Competitive indexes will be used to illustrate each property's position in the market based on its ability to compete with other local lodging facilities.

Commercial Segment

The historical commercial segment competitive indexes in the subject property's market ranged from 29 to 163. The secondary competitors were the most competitive properties in the commercial market in 1996, with an index of 163. The Sheraton Four Points achieved the second highest commercial competitive index of 138, followed by the Clarion Carlisle with 116.

Hospitality Valuation Services,                       Projection of Occupancy
Boulder, Colorado                   Ramada Hotel      and Average Rate        72
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We have anticipated that the subject property will increase its competitive index in the commercial segment in 1997 and 1998, largely due to its loss of airline business. We believe the subject property's market orientation will change in an effort to maintain its current level of occupancy. The commercial competitive indexes of the Clarion and the Sheraton are also expected to increase, as a result of recent and upcoming renovations at each property. The following table shows the projected commercial segment competitive indexes of the area's hotels.

================================================================================
Table 7-8 Commercial Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                      Historical   1997       1998       1999       2000
--------------------------------------------------------------------------------

Ramada Hotel                      29         35         37         37         37
Best Western Central              98         98         98         98         98
Holiday Inn Central               53         53         53         53         53
Clarion Carlisle                 116        120        120        120        120
Sheraton Four Points             138        138        145        145        145
Secondary                        163        163        163        163        163
Holiday Inn Express                0        165        170        175        175
Embassy Suites                     0         85         90        100        100

--------------------------------------------------------------------------------

Meeting and Group Segment

The meeting and group competitive indexes are expected to increase at the Clarion and Sheraton, again as a result of the renovations and improved products. The subject property is expected to remain at its historic level.

The following table illustrates the competitive indexes in the meeting and group segment.

================================================================================
Table 7-9 Meeting and Group Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                      Historical   1997       1998       1999       2000
--------------------------------------------------------------------------------

Ramada Hotel                      66         66         66         66         66
Best Western Central              68         68         68         68         68
Holiday Inn Central              127        127        127        127        127
Clarion Carlisle                  36         40         40         40         40
Sheraton Four Points              37         37         38         38         38
Secondary                         37         37         37         37         37
Holiday Inn Express                0          5         10         15         15
Embassy Suites                     0        100        110        115        115

--------------------------------------------------------------------------------

Hospitality Valuation Services,                       Projection of Occupancy
Boulder, Colorado                   Ramada Hotel      and Average Rate        73
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Leisure Segment

With the exception of the Clarion and the Sheraton Four Points, the leisure competitive indexes for the subject property and its competitive set are expected to remain at their historic level.

The following table illustrates the competitive indexes in the leisure segment.

================================================================================
Table 7-10 Leisure Segment Competitive Indexes
--------------------------------------------------------------------------------

Property                      Historical   1997       1998       1999       2000
--------------------------------------------------------------------------------

Ramada Hotel                      59         59         59         59         59
Best Western Central              51         51         51         51         51
Holiday Inn Central               32         32         32         32         32
Clarion Carlisle                  27         30         30         30         30
Sheraton Four Points              44         44         45         45         45
Secondary                         45         45         45         45         45
Holiday Inn Express                0         50         55         60         60
Embassy Suites                     0         20         25         30         30

--------------------------------------------------------------------------------

Airline Segment

As a hotel's occupancy improves, its reliance on airline demand generally diminishes. Because this segment commands deeply discounted rates, operators prefer to accommodate more lucrative types of demand whenever possible.

According to property management, the subject property will lose one airline contract at the end of 1996. This will result in a decline in the subject property's airline competitive index. With the introduction of newer properties into the area, which are closer to the airport, the subject property has a greater chance of losing this market segment. We have estimated a decline in the airline competitive index in 1997, as well as 1998. The following table illustrates this change.

Hospitality Valuation Services,                       Projection of Occupancy
Boulder, Colorado                   Ramada Hotel      and Average Rate        74
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Table 7-11 Airline Segment Competitive Indexes
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Property                      Historical   1997       1998       1999       2000
--------------------------------------------------------------------------------

Ramada Hotel                      57         40         35         35         35
Best Western Central              16         16         16         16         16
Holiday Inn Central                0          0          0          0          0
Clarion Carlisle                   0          0          0          0          0
Sheraton Four Points               0          0          0          0          0
Secondary                          0          0          0          0          0
Holiday Inn Express                0          0          0          0          0
Embassy Suites                     0          0          0          0          0

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Subject Property's Room Night Capture and Occupancy

After the competitive index is calculated, it is adjusted to reflect the property's room count, yielding a figure referred to as the market share adjuster. The market share adjuster of each property is then divided by the total market share adjuster for all of the competitors, resulting in each hotel's market share. By multiplying the projected market share by the area's usable room night demand, we can determine the total number of room nights captured by a specific hotel. Occupancy is then calculated by dividing the projected number of room nights captured by the property's total number of available room nights.

Multiplying the subject property's projected market share by the estimated room night demand in each segment results in the following estimate of room nights captured by the hotel.

Hospitality Valuation Services,                       Projection of Occupancy
Boulder, Colorado                   Ramada Hotel      and Average Rate        75
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Table 7-12 Room Nights Captured by the Subject Property
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                                    1997         1998         1999         2000
                                  ----------------------------------------------

Commercial
Demand                            159,526      162,717      165,971      169,290
Market Share                       0.0434       0.0452       0.0450       0.0450
Capture                             6,928        7,355        7,461        7,610

Meeting and Group
Demand                            115,230      119,839      124,632      129,617
Market Share                       0.1255       0.1237       0.1230       0.1230
Capture                            14,460       14,823       15,326       15,939

Leisure
Demand                             71,362       73,964       75,343       76,750
Market Share                       0.1779       0.1756       0.1740       0.1740
Capture                            12,693       12,985       13,106       13,351

Airline
Demand                             15,931       16,090       16,251       16,414
Market Share                       0.7162       0.6883       0.6883       0.6883
Capture                            11,410       11,074       11,185       11,297
                                  -------      -------      -------      -------
    Total Capture                  45,491       46,237       47,078       48,197

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Dividing the total number of room nights captured by the subject property's number of available room nights per year (calculated as 215 x 365) produces the projected occupancy percentage.

================================================================================
Table 7-13 Calculation of the Subject Property's Projected Occupancy
--------------------------------------------------------------------------------

                                            1997           1998           1999
                                         ---------------------------------------

Total Room Nights
  Captured/Year                            45,491         46,237         47,078
Available Room Nights                      78,475         78,475         78,475
Occupancy                                    57.9%          58.9%         59.99%
Rounded                                        58%            59%            60%

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Hospitality Valuation Services,                       Projection of Occupancy
Boulder, Colorado                   Ramada Hotel      and Average Rate        76
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For the purpose of forecasting income and expense, we will use the following occupancy levels.

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Table 7-14 Occupancy Forecast
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                               Year        Occupancy
                           --------------------------
                               1997           58%
                            Stabilized        59

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Although the preceding room night analysis shows the subject property achieving a 60% occupancy in 1999, we have chosen to use a stabilized level of 59%. The stabilized occupancy is intended to reflect the anticipated results of the property over its remaining economic life, given any and all changes in the life cycle of the hotel. Thus, the stabilized occupancy excludes from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusually high or low occupancies. Although the subject property may operate at occupancies above this stabilized level, we believe it equally possible for new competition and temporary economic downturns to force the occupancy below this selected point of stability.

AVERAGE RATE ANALYSIS

One of the most important considerations in estimating the value of a lodging facility is a supportable forecast of its attainable average rate, which is more formally defined as the average rate per occupied room. Average rate can be calculated by dividing the total rooms revenue achieved during a specified period by the number of rooms sold during the same period. The projected average rate and the anticipated occupancy percentage are used to forecast rooms revenue, which in turn provides the basis for estimating most other income and expense categories.

Hospitality Valuation Services,                       Projection of Occupancy
Boulder, Colorado                   Ramada Hotel      and Average Rate        77
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Average Rate by Month

The following table shows the subject property's monthly occupancy and average rate from 1995 through August of 1996.

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Table 7-15 Subject Property's Occupancy and Average Rate by Month
--------------------------------------------------------------------------------

                           1995                        1996
                           ----                        ----
                              Average                         Average
                   Occupancy    Rate   Occupancy   % Chg       Rate       % Chg
                   ------------------  ----------------------------------------

January               43.2%    $40.60    46.4%       7.3%     $40.27      (0.8)%
February              41.5      42.95    47.9       15.5       41.07      (4.4)
March                 48.5      44.96    54.0       11.2       43.62      (3.0)
April                 60.6      43.83    52.2      (13.8)      44.82       2.3
May                   66.1      46.11    68.0        2.8       47.81       3.7
June                  73.6      46.55    83.8       13.8       48.86       5.0
July                  69.1      46.81    66.1       (4.4)      45.82      (2.1)
August                72.2      45.79    70.4       (2.5)      50.27       9.8
September             74.1      45.38      --         --          --        --
October               80.4      36.31      --         --          --        --
November              73.6      38.21      --         --          --        --
December              42.6      41.07      --         --          --        --
                    ------     ------  ------     ------      ------    ------

Weighted Average      62.2%    $43.23     NA%        NA%         NA%       NA%

--------------------------------------------------------------------------------

The previous table underscores the correlation between a hotel's occupancy and its average rate: as occupancy increases, rates tend to follow. On a monthly basis, the Ramada Hotel achieves its highest average rate during the peak occupancy periods of May, June, July, August and September.

The slowest and most rate sensitive months tend to be December, January and February at the subject property. Conversely, the highest occupancy and rate levels occur in the summer months. Given the short twenty-month history, it would appear that guests are highly rate sensitive at the subject property; occupancy tends to decreases when rate increases, and vice versa. We have taken this into consideration when we projected our estimate of occupancy and average rate for the Ramada Inn.

Competitive Positioning

The Ramada Hotel's average rate will be projected using a competitive positioning method. This technique begins with an analysis of the average rates achieved by the subject property and its competitors. These rates establish a range that reflects certain characteristics of the specific market, such as price sensitivity, demand orientation, and occupancy. The subject property's average rate is then compared to those of the hotels to which it is most similar in terms of size, quality, facilities, amenities, market

Hospitality Valuation Services,                       Projection of Occupancy
Boulder, Colorado                   Ramada Hotel      and Average Rate        78
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orientation, location, management, image, and affiliation. Adjustments are made to reflect any relevant differences. In addition, we have also projected the average rate for each market segment, however, for the purpose of this appraisal, we have shown the competitive positioning method.

Although the average rate analysis presented here follows the occupancy projections, these two statistics are highly correlated; in reality, one can not project occupancy without making specific assumptions regarding average rate. This relationship is best illustrated by rooms revenue per available room (RevPAR), which reflects a property's ability to maximize rooms revenue. The following table summarizes the 1996 average rate and RevPAR of the subject property and its competitors.

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Table 7-16 1996 Average Rate and RevPAR of the Primary Competitors
--------------------------------------------------------------------------------

                                  1996                 1996
                                Average            Rooms Revenue
Property                       Room Rate        Per Available Room
--------------------------------------------------------------------------------

Ramada Hotel                     $47.00               $27.26
Best Western Central              53.00                33.92
Holiday Inn Central               67.00                38.86
Clarion Carlisle                  56.00                27.44
Sheraton Four Points              54.00                32.40
                                 ------               ------
  Average                        $57.30               $33.47

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As shown in the above table, the subject property's average rate is significantly lower than all of its primary competitors. We believe this is the result of several factors including the physical condition of the subject property compared to its competitors, as well as the large amount of airline demand accommodated at the subject property. Given the anticipated decline in airline business, we feel the subject property will be able to greatly increase its average rate to a level closer to that of the Best Western.

Average Rate Increases

It is important to note that hotel room rate increases do not necessarily conform to the underlying monetary inflation rate, because lodging facilities are influenced by market conditions such as the relationship between supply and demand. A hotel's ability to raise room rates is affected by a number of factors, including the following.

Hospitality Valuation Services,                       Projection of Occupancy
Boulder, Colorado                   Ramada Hotel      and Average Rate        79
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o Supply and Demand Relationships - The relationship between supply and demand is one of the factors that determine hotel occupancies and average rates. Strong markets where lodging demand is increasing faster than supply are often characterized by rate growth that exceeds inflation. Markets that are overbuilt or suffering from declining demand are unlikely to exhibit any significant increases in average rates.

o Inflationary Pressures - Price increases caused by inflation affect hotel room rates by eroding profit margins and encouraging operators to raise prices. This strategy is effective only in markets that are characterized by a healthy supply and demand relationship.

o Improving the Competitive Standard - When a new lodging facility enters a mature market, its rates may be set higher than the marketwide average in an effort to justify the development costs. This may allow other competitors to achieve corresponding gains by effectively raising the amount the market will bear. However, if the addition to supply has a severe impact on the occupancy levels of other hotels, price competition may ensue.

o Property-Specific Improvements - Changes that make a hotel more or less attractive to guests can have an impact on average rate. An expansion, renovation, upgrading, or the introduction of additional facilities and amenities may enable greater-than-inflationary room rate increases. Likewise, deferred maintenance may make a property less competitive, engendering a decline in room rates.

In determining average rate projections, changes that occur prior to occupancy stabilization are generally attributable to factors that are specific to the property and the market. After a hotel achieves a stabilized occupancy, room rates are generally expected to continue to increase at the underlying inflation rate throughout the remainder of the projection period.

As shown in a previous chapter of this report, areawide average rate has increased at an annual compounded rate of 2.5% over the last six years. In more recent years, areawide average rate has grown at levels between 4.8% and 5.2%. Therefore, we estimate average rate to grow between 4% and 6% in 1997. We have also estimated average rate to grow at inflationary levels once a stabilized occupancy is achieved, with inflation estimated to be 3.5%. Based on these considerations, the following table shows our projection of average rate increases.

Hospitality Valuation Services,                       Projection of Occupancy
Boulder, Colorado                   Ramada Hotel      and Average Rate        80
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Table 7-17 Average Rate Forecast
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                              Areawide   Subject Property's   Subject Property's
                   Areawide     Rate            Rate              Projected
      Year        Occupancy   Increase        Increase           Average Rate
--------------------------------------------------------------------------------

Positioned Base       --         --              --                 $47.00
     1997             59%     4% to 6%           9.0%                51.24
     1998             61       3 to 4            3.5                 53.04
     1999             62       3 to 4            3.5                 54.89
     2000             64       3 to 4            3.5                 56.81

--------------------------------------------------------------------------------

As previously mentioned, the subject property is expected to realized a strong level of growth in 1997 as a result of the loss of an airline contract. In 1998, the subject property's stabilized year, an inflationary growth rate of 3.5% is projected.

The following average rates will be used to project the subject property's rooms revenue.

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Table 7-18 Forecast of Occupancy and Average Rate
--------------------------------------------------------------------------------

                        Year        Occupancy     Average Rate
                    ---------------------------------------------
                        1997           58%           $51.24
                     Stabilized        59            $53.04

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Hospitality Valuation Services,
Boulder, Colorado                 Ramada Hotel          Highest and Best Use  81
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8. Highest and Best Use

The concept of highest and best use recognized by the Appraisal Institute distinguishes between the highest and best use of the land (as though vacant) and that of the property (as improved). Highest and best use is defined as:

      The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

The concept of highest and best use is the premise upon which value is based, and is a product of competitive forces in the marketplace. The principle of balance holds that real property value is created and sustained when contrasting, opposing, or interacting elements are in a state of equilibrium. This principle applies to relationships among various property components as well as the relationship between the costs of production and the property's productivity. The point of economic balance is achieved when the combination of land and building is optimal (i.e., when no marginal benefit or utility is achieved by adding another unit of capital). The law of increasing returns holds that larger amounts of the agents of production produce greater net income up to a certain point, after which the law of diminishing returns is applied.(2)

It is important to recognize that the highest and best use of the land (as though vacant) may differ from the highest and best use of the property (as improved). This may occur when a site has existing improvements and the highest and best use of the land differs from the current use. Nonetheless, the current property use will continue until the value of the land under its

(1) The Appraisal of Real Estate - Tenth Edition, Appraisal Institute, Chicago, IL, 1992, p. 45.

(2)   Ibid., p. 40.

Hospitality Valuation Services,
Boulder, Colorado                 Ramada Hotel          Highest and Best Use  82
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highest and best use exceeds the value of the property in its current use, plus the cost to remove the existing improvements.

In consideration of the factors influencing development in the immediate area, it is the appraisers' opinion that the highest and best use of the subject site, as vacant, would be to hold it for speculative commercial use.

Based on the fact that the value of the land does not exceed the value of the hotel plus the cost of demolition, it is our opinion that the subject property's highest and best use, as improved, is its current use as a full service lodging facility.

Hospitality Valuation Services,
Boulder, Colorado                 Ramada Hotel           Approaches to Value  83
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9. Approaches to Value

In appraising real estate for market value, the appraiser has three approaches from which to select: the income capitalization, sales comparison, and cost approaches. Although all three valuation procedures are given consideration, the inherent strengths of each approach and the nature of the subject property must be evaluated to determine which will provide supportable estimates of market value. The appraiser is then free to select one or more of the appropriate approaches in arriving at a final value estimate.

The Income Capitalization Approach

The income capitalization approach takes a property's projected net income before debt service and allocates this future benefit to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component is calculated. The total of the mortgage component and the equity component equals the value of the property. This approach is often selected as the preferred valuation method for income-producing properties, because it most closely reflects the investment rationale of knowledgeable buyers.

The Sales Comparison Approach

The sales comparison approach estimates the value of a property by comparing it to similar properties that have been sold on the open market. To obtain a supportable estimate of value, the sales price of a comparable property must be adjusted to reflect any dissimilarities between it and the property being appraised.

The sales comparison approach may provide a useful value estimate in the case of simple forms of real estate, such as vacant land and single-family homes, where the properties are homogeneous and the adjustments are few and relatively simple to compute. In the case of complex investments such as shopping centers, office buildings, restaurants, and lodging facilities, where the adjustments are numerous and more difficult to quantify, the sales comparison approach loses much of its reliability.

Hospitality Valuation Services,
Boulder, Colorado                 Ramada Hotel           Approaches to Value  84
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Hotel investors typically do not employ the sales comparison approach in reaching their final purchase decisions. Factors such as the lack of recent sales data, the numerous insupportable adjustments that are necessary, and the general inability to determine the true financial terms and human motivations of comparable transactions often make the results of this technique questionable. Although the sales comparison approach may provide a range of values that supports the final estimate, reliance on this method beyond the establishment of broad parameters is rarely justified by the quality of the sales data.

The market-derived capitalization rates sometimes used by appraisers are susceptible to the same shortcomings inherent in the sales comparison approach. To substantially reduce the reliability of the income capitalization approach by employing capitalization rates obtained from unsupported market data weakens the final value estimate and ignores the typical investment analysis procedures employed by hotel purchasers. Because appraisers are obligated to mirror the actions of the marketplace, we generally give the sales comparison approach minimal weight in the hotel appraisal process beyond bracketing the final estimate.(1)

The Cost Approach

The cost approach estimates market value by computing the current cost to replace the property and subtracting any depreciation resulting from physical deterioration, functional obsolescence, and external (or economic) obsolescence. The value of the land, as if vacant and available, is then added to the depreciated value of the improvements to produce a total value estimate.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements grow older and begin to deteriorate, the resultant loss in value becomes increasingly difficult to quantify accurately. We find that knowledgeable hotel buyers base their purchase decisions on economic factors such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, this approach is given minimal weight in the hotel valuation process. As noted in Hotels and Motels: A Guide to Market

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 209.

Hospitality Valuation Services,
Boulder, Colorado                 Ramada Hotel           Approaches to Value  85
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Analysis, Investment Analysis, and Valuations, "the cost approach is seldom used to value existing hotels and motels."(1)

Reconciliation

The final step in the valuation process is the reconciliation and correlation of the value indications. Factors that are considered in assessing the reliability of each approach include the purpose of the appraisal, the nature of the subject property, and the reliability of the data used. In reconciliation, the applicability and supportability of each approach is considered and the range of value indications is examined. The most significant weight is given to the approach that produces the most reliable solution and most closely reflects the criteria used by typical investors.

Our nationwide experience with numerous hostelry buyers and sellers indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the investors who constitute the marketplace. For this reason, the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in the hotel valuation process.

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 208.

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach  86
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10. Income Capitalization Approach

The income capitalization approach is based on the principle that the value of a property is indicated by its net return, or what is known as the present worth of future benefits. The future benefits of income-producing properties, such as hotels, are net income before debt service and depreciation (as estimated by a forecast of income and expense) and any anticipated reversionary proceeds from a sale. These future benefits can be converted into an indication of market value through a capitalization process and discounted cash flow analysis. Using the income capitalization approach, the subject property has been valued by analyzing the local market for transient accommodations, examining existing and proposed competition, and developing a forecast of income and expense that reflects current and anticipated income trends and cost components through a stabilized year of operation.

The forecast of income and expense is expressed in current dollars for each year. The stabilized year is intended to reflect the anticipated operating results of the property over its remaining economic life, given any or all applicable stages of build-up, plateau, and decline in the life cycle of the hotel. Thus, income and expense estimates from the stabilized year forward exclude from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusual revenues or expenses.

As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, published by the Appraisal Institute, "of the three valuation approaches available to the appraiser, the income capitalization approach generally provides the most persuasive and supportable conclusions when valuing a lodging facility."(1) This text recommends that using a ten-year forecast and an equity yield rate "most accurately reflects the actions of typical hotel buyers, who purchase

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236.

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach  87
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properties based on their leveraged discounted cash flow."(1) The simpler procedure of using a ten-year forecast and a discount rate is "less reliable because the derivation of the discount rate has little support. Moreover, it is difficult to adjust the discount rate for changes in the cost of capital."(2)

We have used both methods to discount the subject property's projected net income into an estimate of value. Method One is a ten-year discounted cash flow analysis in which the cash flow to equity and the equity reversion are discounted to the present value at the equity yield rate, and the income to the mortgagee is discounted at a mortgage interest rate. The sum of the equity and mortgage values is the total property value. Method Two is a simple ten-year discounted cash flow analysis in which the annual net income before debt service and the reversionary proceeds following a sale at the end of the tenth year are discounted back to the date of the appraisal at an overall discount rate, and then totaled to produce an indication of the present worth of future benefits.

To convert the projected income stream into an estimate of value through Method One, the anticipated net income (before debt service and depreciation) is allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. The total of the mortgage component and the equity component equals the value of the property. The process is described as follows.

1. The terms of typical hotel financing are set forth, including interest rate, amortization term, and loan-to-value ratio.

2. An equity yield rate of return is established. Numerous hotel buyers base their equity investments on a ten-year equity yield rate projection that takes into account ownership benefits such as periodic cash flow distributions, residual sale or refinancing distributions that return any property appreciation and mortgage amortization, income tax benefits, and various non-financial considerations such as status and prestige. The equity yield rate is also known as the internal rate of return on equity.

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236

(2)   Ibid.

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach  88
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3. The value of the equity component is calculated by first deducting the annual debt service from the projected net income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value. After deducting the mortgage balance at the end of the tenth year and the typical brokerage and legal costs, the equity residual is discounted back to the date of value at the equity yield rate. The net income to equity for each of the ten projection years is also discounted to the present value. The sum of these discounted values equates to the value of the equity component. Adding the equity component to the initial mortgage balance yields the overall property value.

      Because the mortgage and the debt service amounts are unknown but the loan-to-value ratio was determined in Step #1, the preceding calculation can be solved through an iterative process or by use of a linear algebraic equation that computes the total property value. The algebraic equation that solves for the total property value using a ten-year mortgage and equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(1)

4. The value is proven by allocating the total property value between the mortgage and equity components and verifying that the rates of return set forth in Steps #1 and #2 can be met from the projected net income.

The process of converting the projected income stream into an estimate of value through Method Two is described as follows.

1. A discount rate is established by evaluating the total property yield derived by Method One. Occasionally, the discount rate may be adjusted slightly based on the total property yields indicated by recent transactions involving hotels similar to the subject property.

2. The reversionary value is calculated by capitalizing the 11th-year net income by the terminal capitalization rate and deducting typical brokerage and legal fees.

(1) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach  89
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3. The ten-year forecast of net income (before debt service and depreciation) and the reversionary value are discounted to the date of value at the rate derived above.

Review of Operating History

Because the Ramada Hotel is an existing hotel with an established operating performance, its historical income and expense experience can serve as a basis for projections. The subject property opened in 1973, and achieved occupancy levels of 62.2% in 1995 and 61.1% in year-to-date 1996. The following income and expense statements were provided by Ashford Financial, and are unaudited. Where applicable, we have reorganized the statements in accordance with the Uniform System of Accounts for Hotels. It should be noted that complete operating statements for 1994 were unavailable, and the 1994 statement reflects only a partial year of operation due to the change in ownership of the property.

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach  90
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Table 10-1 Historical Operating Performance - Calendar Years
--------------------------------------------------------------------------------

     Calendar Year Ending:       1995                                                   1994  (Partial Year)
              Total Rooms:        215                                                    215
           Occupied Rooms:     48,804                                                  9,058
      Complimentary Rooms:      1,436                                                    379
                Days Open:        365                  Amount per     Amount per          91                 Amount per  Amount per
                Occupancy:      62.2%   Percentage      Available      Occupied        46.3%   Percentage    Available    Occupied
             Average Rate:     $41.46   of Revenue        Room           Room         $40.14   of Revenue       Room        Room
-----------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                       $2,024        76.8%       $9,412         $41.46          $364         68.0%     $1,691      $40.14
   Food                           358        13.6         1,666           7.34            99         18.6         463       10.98
   Beverage                       147         5.6           683           3.01            56         10.4         259        6.14
   Telephone                       87         3.3           405           1.79            13          2.5          62        1.48
   Other Income                    20         0.8            93          11.71             3          0.5          13        0.32
      Total                     2,636       100.1        12,260          54.01           535        100.0       2,488       59.06
-----------------------------------------------------------------------------------------------------------------------------------
 DEPARTMENTAL EXPENSES
   Rooms                          572        28.3         2,659          11.71           105         28.9         489       11.61
   Food & Beverage                471        93.2         2,190           9.65           143         92.4         667       15.83
   Telephone                       43        49.7           202           0.89            13         98.0          61        1.45
   Other Income                     4        21.6            20           0.09             0          4.9           1        0.02
      Total                     1,090        41.4         5,071          22.34           262         48.9       1,218       28.90
-----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME             1,546        58.7         7,189          31.67           273         51.1       1,271       30.16
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General       288        10.9         1,339           5.90            61         11.4         285        6.76
   Management Fee                  79         3.0           368           1.62            16          3.0          75        1.77
   Marketing                      212         8.0           986           4.35            23          4.3         107        2.55
   Franchise Fees                  60         2.3           277           1.22            10          1.9          48        1.14
   Property Oper. & Maint.        139         5.3           647           2.85            23          4.2         105        2.49
   Energy                         194         7.4           903           3.98            36          6.8         170        4.02
      Total                       972        36.9         4,520          19.91           170         31.6         789       18.73
-----------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                      574        21.8         2,669          11.76           104         19.5         482       11.43
-----------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                 147         5.6           685           3.02            33          6.1         153        3.63
   Insurance                       52         2.0           240           1.06            13          2.4          61        1.44
   Reserve for Replacement        105         4.0           490           2.16             0          0.0           0        0.00
   Equipment Rental                60         2.3           278           1.22             7          1.3          32        0.76
      Total                       364        13.9         1,693           7.46            53          9.8         246        5.83
-----------------------------------------------------------------------------------------------------------------------------------
        NET INCOME               $210         7.9%         $976          $4.30           $51          9.7%       $236       $5.60
===================================================================================================================================

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Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach  91
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Table 10-2 Historical Operating Performance - Year-to-Date Through August
--------------------------------------------------------------------------------

     Calendar Year Ending:   YTD 1996                                               YTD 1995
              Total Rooms:        215                                                    215
           Occupied Rooms:     32,069                                                 31,081
      Complimentary Rooms:      1,165                                                    919
                Days Open:        244                  Amount per     Amount per         243                Amount per   Amount per
                Occupancy:      61.1%   Percentage      Available      Occupied        59.5%   Percentage   Available     Occupied
             Average Rate:     $44.17   of Revenue        Room           Room         $43.76   of Revenue      Room         Room
-----------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                       $1,416        79.0 %      $6,588          $44.17       $1,360         76.9%    $6,326        $43.76
   Food                           243        13.5         1,129            7.57          236         13.3      1,097          7.59
   Beverage                        60         3.4           280            1.88          105          5.9        489          3.38
   Telephone                       60         3.3           277            1.86           57          3.2        265          1.84
   Other Income                    14         0.8            65            0.44           10          0.6         45          0.31
      Total                     1,793       100.0         8,339           55.91        1,768         99.9      8,223         56.88
-----------------------------------------------------------------------------------------------------------------------------------
 DEPARTMENTAL EXPENSES
   Rooms                          378        26.7         1,760           11.80          356         26.2      1,658         11.47
   Food & Beverage                294        96.9         1,365            9.15          320         93.8      1,488         10.30
   Telephone                       28        46.6           129            0.87           29         50.4        134          0.93
   Other Income                     1         6.6             4            0.03            3         27.9         13          0.09
      Total                       701        39.1         3,259           21.85          708         40.0      3,293         22.78
-----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME             1,092        60.9         5,080           34.06        1,060         59.9      4,931         34.11
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General       239        13.3         1,110            7.44          183         10.4        852          5.89
   Management Fee                  54         3.0           250            1.68           53          3.0        247          1.71
   Marketing                      121         6.8           564            3.78          141          8.0        655          4.53
   Franchise Fees                  43         2.4           200            1.34           40          2.3        186          1.29
   Property Oper. & Maint.        101         5.6           471            3.15           92          5.2        429          2.97
   Energy                         134         7.5           625            4.19          137          7.8        639          4.42
      Total                       692        38.6         3,219           21.58          647         36.7      3,007         20.80
-----------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                      400        22.3         1,861           12.48          413         23.2      1,924         13.31
-----------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                 100         5.6           466            3.12          102          5.8        475          3.29
   Insurance                       36         2.0           169            1.14           31          1.8        145          1.01
   Reserve for Replacement         72         4.0           334            2.24           71          4.0        329          2.28
   Equipment Rental                23         1.3           106            0.71           49          2.7        226          1.56
      Total                       231        12.9         1,075            7.21          253         14.3      1,176          8.13
===================================================================================================================================
        NET INCOME               $169         9.4 %        $786           $5.27         $161          8.9%      $748         $5.18
===================================================================================================================================

--------------------------------------------------------------------------------

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach  92
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Review of Operating Statements

These historical income and expense statements show a property that has operated at a consistent level over the past year and a half. Comparing year-to-date 1995 with year-to-date 1996 shows improved performance in terms of overall revenue, largely as a result of increases in occupancy and average rate. In terms of expenses, telephone, marketing, and energy showed slight declines, while rooms, food and beverage and administrative and general showed increases. A portion of the increase in administrative and general expenses can reportedly be attributed to the costs associated with management staff turnover, as well as increased travel expenses. In addition, equipment rental expense declined significantly as the result of a recent purchase of new vans; this cost is estimated to remain closer to the 1996 level, and has, therefore, been adjusted in our projections.

Forecast of Income and Expense

The forecast of income and expense is intended to reflect the appraiser's subjective estimate of how a typical buyer would project the subject property's future operating results. Depending on the dynamics of the local market, a typical buyer's projection may be adjusted upward or downward. We have attempted to consider these factors in formulating this forecast.

HVS International uses a fixed and variable component model to project a lodging facility's revenue and expense levels. This model is based on the premise that hotel revenues and expenses have one component that is fixed and another that varies directly with occupancy and facility usage. A projection can be made by taking a known level of revenue or expense and calculating its fixed and variable components. The fixed component is then held constant, while the variable component is adjusted for the percent change between the projected occupancy and facility usage and that which produced the known level of revenue or expense.

Base-Year Statement of Income and Expense

Based on our review of the operating histories of the subject property and comparable hotels, we have derived a base-year statement of income and expense expressed in 1996 dollars. The units of comparison include a percentage of departmental and total revenue, amounts per available room, and amounts per occupied room. The income and expense ratios reflect an occupancy level of 62.2%. The base-year profit and loss statement will be used to determine the relationship between the fixed and variable components.

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach  93
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================================================================================
Table 10-4 Base-Year Statement of Income and Expense
--------------------------------------------------------------------------------

Calendar Year Ending:            1995
Number of Rooms:                  215
Occupancy:                      62.2%   Percent of     Amount per   Amount per
Average Rate:                  $41.46      Total       Available     Occupied
Occupied Rooms:                48,804     Revenue         Room         Room
--------------------------------------------------------------------------------
Revenue:
   Rooms                       $2,024        76.8%       $9,412          $41.46
   Food                           358        13.6         1,666            7.34
   Beverage                       147         5.6           683            3.01
   Telephone                       87         3.3           405            1.79
   Other Income                    20         0.8            93            0.41
Total Revenue                  $2,636       100.0       $12,260          $54.01
--------------------------------------------------------------------------------
Expenses:
   Rooms*                        $572        28.3%       $2,659          $11.71
   Food & Beverage*               471        93.2         2,190            9.65
   Telephone*                      43        49.7           202            0.89
   Other Income*                    4        21.6            20            0.09
   Administrative & General       288        10.9         1,339            5.90
   Management Fee                  79         3.0           368            1.62
   Marketing                      212         8.0           986            4.35
   Franchise Fees                  60         2.3           277            1.22
   Property Oper. & Maint.        139         5.3           647            2.85
   Energy                         184         7.0           855            3.77
   Property Taxes                 147         5.6           685            3.02
   Insurance                       75         2.9           350            1.54
   Reserve for Replacement        105         4.0           490            2.16
   Equipment Rental                38         1.4           175            0.77
Total Expenses                 $2,417        91.7%      $11,243          $49.53
--------------------------------------------------------------------------------
Net Income                       $219         8.3%       $1,017           $4.48
================================================================================

                * Departmental expense ratios are expressed as a
                       percentage of departmental revenues

--------------------------------------------------------------------------------

Inflation Assumptions

The base revenue and expense amounts are inflated to reflect current dollars for each projection year. Line items can be affected by different factors.

We must establish a general rate of inflation that will be applied to most revenue and expense categories. The following table shows inflation estimates made by economists at some noted institutions and corporations.

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach  94
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================================================================================
Table 10-5 Inflation Estimates
--------------------------------------------------------------------------------

                                      Projected Increase in Consumer Price Index
                                      (Annualized Rate Versus 12 Months Earlier)
                                      ------------------------------------------
                                                   November           May
Source                                              of 1996         of 1997
--------------------------------------------------------------------------------
Maureen Allyn, Scudder Stevens Clark                 3.1%             2.3%
Wayne Angell, Bear Stearns                           3.0              3.2
Richard Berner, Mellon Bank                          2.9              2.8
David Berson, Fannie Mae                             2.9              2.8
David Blitzer, S&P                                   3.0              2.7
Paul Boltz, T. Rowe Price                            3.2              3.5
David Bostian, Herzog, Heine, Geduld                 2.9              2.5
Philip Braverman, DKB Securities                     3.0              2.8
William Brown, J.P. Morgan                           3.3              3.2
Rosanne Cahn, CS First Boston                        3.1              2.6
James Coons, Huntington National Bank                3.2              3.0
Michael Cosgrove, The Econoclast                     3.2              3.3
Dewey Daane, Vanderbilt University                   3.4              3.6
Robert Dederick, Northern Trust                      3.1              3.4
W.Dudley, Goldman Sachs                              3.4              3.2
Michael Englund, MMS Intl.                           3.2              3.3
Michael Evans, Evans Group                           3.0              3.0
Gail Fosler, Conference Board                        3.5              3.6
Maury Harris, Paine Weber, Inc.                      2.8              2.8
Tracy Herrick, Jefferies & Co.                       3.2              3.6
Stuart Hoffman, PNC Bank                             3.1              2.8
William Hummer, Wayne Hummer                         2.9              3.0
Edward Hyman, ISI Group                              2.8              2.1
Saul Hymans, University of Michigan                  2.7              1.7
Mieczyslaw Karczmar, Deutsche Bank                   2.8              3.2
Kurt Karl, WEFA Group                                2.6              2.3
Irwin Kellner, Chase Manhattan Bank                  2.6              2.3
D. Laufenberg, American Express Financial Advisors   3.2              3.4
Michelle Laughlin, Sanwa Securities                  3.0              3.2
Carol Leisenring, CoreStates Financial               2.7              2.5
Richard Lemmon, General Motors                       3.0              3.0
Mickey Levy, NationsBank Capital Markets             2.6              2.4
David Littmann, Comerica                             3.1              3.0
John Lonski, Moody's Investors Service               3.3              3.2
Paul McCulley, UBS Securities                        3.0              2.8
John McDevitt, 3M                                    2.6              2.5
Arnold Moskowitz, Moskowitz Capital                  3.1              3.5
John Mueller, LBMC, Inc.                             3.2              2.5
David Munro, High Frequency Econ.                    3.0              2.5
Carl Palash, MCM MoneyWatch                          3.0              3.0
Nicholas Perna, Fleet Financial Group                3.3              3.3
Elliott Platt, Donaldson Lufkin                      2.8              2.0
Maria F. Ramirez, MF Ramirez                         3.0              3.0
Donald Ratajczak, Georgia State University           3.0              3.3
David Resler, Nomura Securities International        2.9              2.6
Allan Reynolds, Hudson Institute                     3.3              3.6
Richard Rippe, Prudential Securities                 3.1              3.3
A. Gary Schilling, Schilling & Co.                   3.0              3.0
Allen Sinai, Lehman Brothers                         3.2              3.4
James Smith, University of North Carolina            2.1              1.9
Susan Sterne, Economic Analysis                      2.5              2.5
Donald Straszheim, Merrill Lynch                     2.7              2.3
Thomas Synott III, U.S. Trust Company                3.3              3.4
John Williams, Bankers Trust                         3.0              3.1
Raymond Worseck, A.G. Edwards                        3.6              3.3
David Wyss, DRI/McGraw-Hill                          3.0              2.5
Edward Yardeni, Deutsche Morgan Grenfell             2.2              2.0
Mark Zandi, Regional Financial Associates            3.0              3.2
                                                     ----             ----
                  Average                            3.0%             2.9%

                    Source: Wall Street Journal, July 1, 1996

--------------------------------------------------------------------------------

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach  95
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The preceding table shows inflation forecasts averaging 3.0% through November of 1996 and 2.9% through May of 1997. Most of the economists in the sample estimate inflation rates ranging from 2.5% to 3.4% for the 12-month period, although several anticipate levels of slightly greater than 3.4%. As a further check on these inflation projections, we have reviewed historical increases in the Consumer Price Index.

Because the value of real estate is predicated on cash flows over a relatively long period, inflation should be considered from a long-term perspective. Between 1986 and 1994, the national CPI increased at an average annual compounded rate of 3.8%. In consideration of these historical trends, the projections set forth above, and our assessment of probable property appreciation levels, we have selected an annual stabilized inflation rate of 3% in 1997 increasing to 3.5% annually thereafter.

One of the exceptions to this general inflation assumption is the projected growth in average rate. As noted earlier, increases in the subject property's room rate are projected as follows.

================================================================================
Table 10-6 Projected Growth in Average Rate
--------------------------------------------------------------------------------

                                                Increase From
                      Year                      Previous Year
           ---------------------------------------------------------
                      1997                          23.6%
                      1998                           3.5
                      1999                           3.5
                      2000                           3.5
                   Thereafter                        3.5

--------------------------------------------------------------------------------

Using these inflation assumptions, the base-year income and expense statement (which is expressed in 1995 dollars) is inflated to arrive at projections. Each revenue and expense category will be projected using the inflated base statement to determine the fixed and variable component relationships.

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach  96
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Rooms Revenue

Rooms revenue is determined by two variables: occupancy and average rate. Earlier in this report, we estimated the subject property's occupancy and average rate as follows.

================================================================================
Table 10-7 Projected Occupancy and Average Rate
--------------------------------------------------------------------------------

                                 1997   Stabilized    1999      2000      2001
--------------------------------------------------------------------------------
Forecast Occupancy Percentage     58.0%     59.0%      59.0%     59.0%     59.0%
Forecast Average Rate           $51.24    $53.04     $54.89    $56.81    $58.80

--------------------------------------------------------------------------------

Rooms revenue is calculated as follows

================================================================================
Table 10-8 Forecast of Rooms Revenue
--------------------------------------------------------------------------------

                                                                  Number of       Forecast
  Calendar Years    Projected        Average         Number        Days in         Rooms
     Ending:        Occupancy       Room Rate       of Units       in Year        Revenue
---------------------------------------------------------------------------------------------
       1997           58.0      X    $ 51.24    X      215    X      365     =    $ 2,332
    Stabilized        59.0      X      53.04    X      215    X      365     =      2,456
       1999           59.0      X      54.89    X      215    X      365     =      2,541
       2000           59.0      X      56.81    X      215    X      365     =      2,630
       2001           59.0      X      58.80    X      215    X      365     =      2,722

--------------------------------------------------------------------------------

Food and Beverage Revenue

Food and beverage revenue is generated by a hotel's restaurants, lounges, coffee shops, snack bars, banquet rooms, and room service. In addition to providing a source of revenue, these outlets serve as an amenity that assists in the sale of guestrooms. With the exception of properties with active lounges or banquet facilities that draw local residents, in-house guests generally represent a substantial percentage of a hotel's food and beverage patrons.

The Uniform System of Accounts for Hotels/Eighth Revised Edition defines food revenue as "revenue derived from the sale of food, including coffee, milk, tea and soft drinks. Food sales do not include meals charged on employees' (staff) checks." Beverage revenues are "derived from the sale of beverages." In addition to the revenue generated by the sale of food and beverages, hotels often produce other income that is related to this department, such as meeting room rentals, cover charges, service charges, and miscellaneous banquet revenue.

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach  97
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Although food revenue varies directly with changes in occupancy, the small portion generated by banquet sales and outside capture is relatively fixed.

Food revenue was projected based on this relationship between the fixed and variable components. The following table shows the projected food revenue and several units of comparison that can be used to check the reasonableness of the forecast.

================================================================================
Table 10-9 Forecast of Food Revenue
--------------------------------------------------------------------------------

                               1997       Stabilized       1999          2000         2001
----------------------------------------------------------------------------------------------
Total Food Revenue          $     364     $     382     $     395     $     409     $     423
Percent of Total Revenue         12.3%         12.3%         12.3%         12.3%         12.3%
Per Available Room          $   1,695     $   1,776     $   1,839     $   1,903     $   1,969
Per Occupied Room           $    8.00     $    8.25     $    8.53     $    8.83     $    9.14

--------------------------------------------------------------------------------

Based on these units of comparison, the projected food revenue appears reasonable when compared with industry standards.

Beverage Revenue

Beverage revenue is generated by the sale of alcoholic beverages in a hotel's restaurants and banquet rooms and the sale of alcoholic and nonalcoholic beverages in the bars and lounges.

According to financial statements, as well as property management, beverage revenues were much lower in year-to-date 1996 that in the same period for 1996. This is the result of the lack of bar promotions. Although there was still no program in place at the time of our appraisal, management indicated that these promotions would return at the subject property.

Based on an analysis of comparable lodging facilities, beverage revenue is estimated to average approximately 40% of food revenue. Thus, based on industry average, as well as historical performance, beverage revenue is projected by multiplying the projected food revenue by 41%. The following table illustrates the forecast of beverage revenue.

================================================================================
Table 10-10 Forecast of Beverage Revenue
--------------------------------------------------------------------------------

                                    1997   Stabilized   1999      2000      2001
--------------------------------------------------------------------------------
Total Beverage Revenue              $149      $157      $162      $168      $173

--------------------------------------------------------------------------------

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach  98
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Telephone Revenue

Telephone revenue is generated by hotel guests who charge local and long-distance calls to their rooms, and by individuals who use the property's public telephones. Prior to the deregulation of the telephone industry in the early 1980s, hotels were limited to a 15% commission on long-distance calls, a mark-up that allowed few profits. Deregulation and the development of sophisticated call-accounting equipment have resulted in profitable telephone departments. State-of-the-art equipment is capable of least-cost routing, automatic price billing, and posting telephone charges to guest folios. Hotels can select among various long-distance services, and can also work with any one of a number of Alternative Operator Services (AOS). These systems route and price calls, and may provide additional services.

In recent years, the hospitality industry has experienced diverging trends with respect to telephone revenue. Prices per call have increased, in some cases dramatically, yielding departmental profits as high as 50% to 55%. However, the number of long-distance calls billed per occupied room has declined as a result of the extensive use of long-distance carrier services that can be accessed locally or through a toll-free number. When guests charge long-distance calls to their personal or business accounts in this manner, the hotel loses the revenue associated with long-distance tariffs and mark-ups, and only receives an access fee.

Most telephone revenue varies directly with changes in occupancy. However, there is a small fixed component consisting of public telephone revenue, which is primarily generated by individuals using the hotel's food, beverage, and meeting facilities. Using this fixed and variable relationship, the subject property's telephone revenue is projected as follows.

================================================================================
Table 10-11 Forecast of Telephone Revenue
--------------------------------------------------------------------------------

                               1997     Stabilized    1999      2000      2001
-------------------------------------------------------------------------------
Total Telephone Revenue      $    88     $    92    $    95   $    99   $   102
Percent of Total Revenue         3.0%        3.0%       3.0%      3.0%      3.0%
Amount Per Available Room    $   408     $   429    $   444   $   459   $   475
Amount Per Occupied Room     $  1.93     $  1.99    $  2.05   $  2.14   $  2.20

--------------------------------------------------------------------------------

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach  99
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Other Income

Other income is derived from sources other than guestrooms, food and beverages, and telephone services. Depending on the type of hotel and the facilities and amenities offered, other income may include the following items.

o Rentals - stores, office space, concession space, showcases, clubs, and storage.

o Commissions from auto rentals, photography, telegrams, and vending services.

o Concessions - revenue derived from charges for the privilege of operating departments that could be operated by the hotel. Gift shops, barber shops, and beauty salons are often operated as concessions.

o     Laundry, dry cleaning, and fax services.

o Cash discounts earned - discounts from creditors' accounts for payment within the discount period. This item does not include trade discounts, which are a deduction from the cost of goods sold.

o     Electronic games and pinball machines.

o     Forfeited advance deposits and guaranteed no-shows.

o Service charges - service charges that are added to a customer's account but are not paid to service personnel.

o     Interest income - interest from house accounts.

o     Salvage - revenue from the sale of old or obsolete items.

Other income is highly sensitive to changes in occupancy and slightly correlated to food and beverage volume. Using this fixed and variable relationship, the subject property's other income is projected as follows.

================================================================================
Table 10-12 Forecast of Other Income
--------------------------------------------------------------------------------

                               1997    Stabilized     1999       2000      2001
--------------------------------------------------------------------------------
Total Other Income           $    21    $    22     $    23     $   24   $   24
Percent of Total Revenue         0.7%       0.7%        0.7%       0.7%     0.7%
Amount Per Available Room    $    98    $   102     $   106     $  109   $  113
Amount Per Occupied Room     $  0.46    $  0.48     $  0.50     $ 0.52   $ 0.52

--------------------------------------------------------------------------------

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach 100
--------------------------------------------------------------------------------

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Rooms Expense

Rooms expense consists of items related to the sale and upkeep of guestrooms and public space. Salaries, wages, and employee benefits account for a substantial portion of this category. Although payroll varies somewhat with occupancy (because managers can schedule maids, bell personnel, and house cleaners to work when demand requires), much of a hotel's payroll is fixed. Front desk personnel, public area cleaners, the housekeeper, and other supervisors must be maintained at all times. As a result, salaries, wages, and employee benefits are only moderately sensitive to changes in occupancy.

Commissions represent remuneration to travel agents for booking rooms. Because these fees are based on a percentage of rooms revenue, they are highly dependent on occupancy and rate. Reservations is a similar expense that reflects the cost of a franchise reservation system that typically bills as a percentage of rooms revenue. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are only slightly affected by changes in volume. In light of these considerations, we project the subject property's rooms expense as follows.

================================================================================
Table 10-13 Forecast of Rooms Expense
--------------------------------------------------------------------------------

                               1997    Stabilized     1999      2000      2001
--------------------------------------------------------------------------------
Total Rooms Expense          $   596    $    621    $   643   $   665   $   688
Percent of Rooms Revenue        25.6%       25.3%      25.3%     25.3%     25.3%
Amount per Available Room    $ 2,772    $  2,888    $ 2,989   $ 3,094   $ 3,202
Amount per Occupied Room     $ 13.09    $  13.41    $ 13.89   $ 14.36   $ 14.86

--------------------------------------------------------------------------------

Food and Beverage Expense

Food and beverage expenses consist of items necessary for the operation of a hotel's food, beverage, and banquet facilities. Although food and beverage revenues are projected separately and occupy separate categories on a hotel's income and expense statement, the corresponding expenses are combined into a single category.

The costs associated with food and beverage sales and payroll are moderately to highly correlated to food and beverage revenues, and comprise a substantial portion of this category. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are very slightly dependent on volume. Although the other expense items are basically fixed, they represent a relatively insignificant factor. After considering the fixed and variable components, we forecast the subject property's food and beverage expense as follows.

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach 101
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================================================================================
Table 10-14 Forecast of Food and Beverage Expense
--------------------------------------------------------------------------------

                                      1997  Stabilized  1999     2000     2001
--------------------------------------------------------------------------------
Total F&B Expense                    $  493   $  513   $  531   $  550   $  568
Percent of Food and Beverage Revenue   96.1%    95.2%    95.3%    95.3%    95.3%
Amount per Available Room            $2,291   $2,387   $2,469   $2,556   $2,643
Amount per Occupied Room             $10.83   $11.08   $11.47   $11.88   $12.27

--------------------------------------------------------------------------------

Telephone Expense

Telephone expense consists of all costs associated with this department. In the case of small hotels with automated systems, the operation of telephones may be an additional responsibility of front desk personnel; however, most large properties employ full-time operators.

The bulk of the telephone expense consists of the cost of local and long-distance calls billed by the telephone companies that provide these services. Because most calls are made by in-house guests, these costs are moderately correlated to occupancy. Unless a particular hotel department incurs high expenses, use of telephone services by hotel employees is charged to this account. The remaining costs, which include salaries, wages, printing, and other expenses, are moderately fixed. The following table illustrates our forecast of telephone expense.

================================================================================
Table 10-15 Forecast of Telephone Expense
--------------------------------------------------------------------------------

                                      1997  Stabilized  1999     2000     2001
--------------------------------------------------------------------------------
Total Telephone Expense              $   45   $   47   $   49   $   51   $   52
Percent of Telephone Revenue           51.1%    51.1%    51.6%    51.5%    51.0%
Amount per Available Room            $  211   $  219   $  227   $  235   $  243
Amount per Occupied Room             $ 0.99   $ 1.02   $ 1.06   $ 1.10   $ 1.12

--------------------------------------------------------------------------------

Other
Income Expense

Other income expense consists of costs associated with other income, and is dependent on the nature of the revenue. For example, if a hotel leases its gift shop to an outside operator, the expenses are limited to items such as rental fees and commissions. If the property operates its own gift shop, both revenues and expenses will be higher, and the hotel is responsible for the cost of goods sold, payroll, and so forth. Using a fixed and variable forecasting model, we project the subject property's other income expense as follows.

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach 102
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================================================================================
Table 10-16 Forecast of Other Income Expense
--------------------------------------------------------------------------------

                                      1997  Stabilized  1999     2000     2001
--------------------------------------------------------------------------------
Total Other Income Expense           $    5   $    5   $    5   $    5   $    5
Percent of Other Income Revenue        23.8%    22.7%    21.7%    20.8%    20.8%
Amount per Available Room            $   21   $   22   $   23   $   24   $   25
Amount per Occupied Room             $ 0.11   $ 0.11   $ 0.11   $ 0.11   $ 0.11

--------------------------------------------------------------------------------

Administrative and General Expense

Administrative and general expense includes the salaries and wages of all administrative personnel who are not directly associated with a particular department. Expense items related to the management and operation of the property are also allocated to this category.

Most administrative and general expenses are relatively fixed. The exceptions are cash overages and shortages; commissions on credit card charges; provision for doubtful accounts, which are moderately affected by the number of transactions or total revenue; and salaries, wages, and benefits, which are very slightly influenced by volume.

In recent years, several new items have been added to the administrative and general expense category. Human resources includes the cost of recruiting, relocating, and training personnel. Security consists of the cost of contract security for the property and related expenses.

The general insurance category includes premiums for liability, fidelity, life, theft coverage, and business interruption insurance. Fire and extended-coverage insurance on the building and contents is a separate insurance expense category. Liability insurance covers third-party actions involving bodily injury and personal property, and is typically based on rooms receipts, meeting and banquet income, and food and beverage revenue. Factors that may have an impact on a hotel's liability expense include the size of the meeting, banquet, and restaurant facilities; the ratio between the amount of alcohol served and total food and beverage sales; the presence of a dance floor; a high-rise structure; a swimming pool; life safety support systems; and the guest transportation services provided by the hotel. The following table illustrates our forecast of administrative and general expense.

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach 103
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================
Table 10-17 Forecast of Administrative and General Expense
--------------------------------------------------------------------------------

                                         1997   Stabilized   1999     2000     2001
-------------------------------------------------------------------------------------
Total Administrative & General Expense  $  313    $  325    $  337   $  348   $  361
Percentage of Total Revenue               10.6%     10.5%     10.5%    10.5%    10.5%
Amount per Available Room               $1,456    $1,512    $1,567   $1,619   $1,679
Amount per Occupied Room                $ 6.87    $ 7.03    $ 7.27   $ 7.53   $ 7.79

--------------------------------------------------------------------------------

Management Fee

Management expense consists of the basic fee paid to the type of company that is anticipated to operate the subject property. Some companies provide management services alone, while others also provide a brand name affiliation. When a management company has no brand identification, the property owner often acquires a franchise that provides the necessary image and recognition. Although most hotel management companies employ a fee schedule that includes a basic fee (usually a percentage of total revenue) and an incentive fee (usually a percentage of defined profit), the incentive portion is often subordinated to debt service and does not appear in a forecast of net income before debt service. Basic hotel management fees are almost always based on a percentage of total revenue, which means they have no fixed component.

Although the incentive fee does not decrease the cash flow available for debt service, it does reduce the potential cash flow to equity, and must be accounted for in the valuation process. Generally, the most appropriate procedure for handling the impact of the incentive fee on the equity component is to use the projected net income before debt service and incentive fee, but adjust the equity dividend or yield rate upward to reflect this added management cost. The adjusted equity dividend and yield rates will be described later in this section.

The subject property is operated by Remington. According the management agreement, fees are equal to 3% of total revenues. Based on our review of the current market for management contracts, we are of the opinion that this fee is consistent with prevailing market terms. Applying this management fee structure to the projection of total revenue yields the following forecast of the subject property's management fee.

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach 103
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INTERNATIONAL
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================================================================================
Table 10-18 Forecast of Management Fee
--------------------------------------------------------------------------------

                                    1997   Stabilized    1999     2000     2001
--------------------------------------------------------------------------------
Management Fee Expense            $   89    $   93     $   96   $  100   $  103

--------------------------------------------------------------------------------

Marketing Expense

Marketing expense consists of all costs associated with advertising, sales, and promotion; these activities are intended to attract and retain customers. Marketing can be used to create an image, develop customer awareness, and stimulate patronage of a property's various facilities.

The marketing category is unique in that all expense items, with the exception of fees and commissions, are totally controlled by management. Most hotel operators establish an annual marketing budget that sets forth all planned expenditures. If the budget is followed, total marketing expenses can be projected accurately.

Marketing expenditures are unusual because although there is a lag period before results are realized, the benefits are often extended over a long period. Depending on the type and scope of the advertising and promotion program implemented, the lag time can be as short as a few weeks or as long as several years. However, the favorable results of an effective marketing campaign tend to linger, and a property often enjoys the benefits of concentrated sales efforts for many months.

Marketing expense can be divided into five categories: sales, reservations, advertising and merchandising, other marketing activities, and fees and commissions. Together, these categories include all marketing efforts made by hotel personnel and outside parties. Marketing expenses are fixed with the exception of reservations, fees, and commissions, which are calculated as a percentage of rooms revenue.

Based on the location of the subject property, the local market for transient accommodations, the competitive environment, and the hotel's anticipated market segmentation, we have developed the following marketing forecast using a fixed and variable component model.

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach 105
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     HVS
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INTERNATIONAL
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================================================================================
Table 10-19 Forecast of Marketing Expense
--------------------------------------------------------------------------------

                                      1997  Stabilized  1999     2000     2001
--------------------------------------------------------------------------------
Total Marketing Expense              $  230   $  240   $  248   $  257   $  266
Percentage of Total Revenue             7.8%     7.7%     7.7%     7.7%     7.7%
Amount per Available Room            $1,071   $1,115   $1,153   $1,194   $1,235
Amount per Occupied Room             $ 5.06   $ 5.18   $ 5.36   $ 5.54   $ 5.74

--------------------------------------------------------------------------------

Franchise Fee

Franchise expense represents the fees paid to Ramada Franchise Systems, Inc. for the use of the company's name, trade marks, and service marks. The following table illustrates the projection of the subject property's franchise fee.

================================================================================
Table 10-20 Forecast of Franchise Fee
--------------------------------------------------------------------------------

                                   1997   Stabilized    1999     2000     2001
--------------------------------------------------------------------------------
Franchise Fees Expense            $   71    $   77     $   82   $   87   $   92


--------------------------------------------------------------------------------

Property Operations and Maintenance

Property operations and maintenance expense is another expense category that is largely controlled by management. Except for repairs that are necessary to keep the facility open and prevent damage (e.g., plumbing, heating, and electrical items), most maintenance can be deferred for varying lengths of time.

Maintenance is an accumulating expense. If management elects to postpone performing a required repair, they have not eliminated or saved the expenditure; they have only deferred payment until a later date. A lodging facility that operates with a lower-than-normal maintenance budget is likely to accumulate a considerable amount of deferred maintenance.

The age of a lodging facility has a strong influence on the required level of maintenance. A new or thoroughly renovated property is protected for several years by modern equipment and manufacturers' warranties. However, as a hostelry grows older, maintenance expenses escalate. A well-organized preventive maintenance system often helps delay deterioration, but most facilities face higher property operations and maintenance costs each year, regardless of the occupancy trend. The quality of initial construction can also have a direct impact on future

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach 106
--------------------------------------------------------------------------------

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maintenance requirements. The use of high-quality building materials and construction methods generally reduces the need for maintenance expenditures over the long term.

Property operations and maintenance is considered an operating expense; as such, it includes only those components that can be expensed, rather than capitalized, under Internal Revenue Service regulations. For example, if a table leg is broken, the repair of that leg is considered an expense and is chargeable to property operations and maintenance. If the table is replaced, it becomes a capital expenditure and does not appear under the property operations and maintenance category. Appraisers account for capital replacement of items such as furniture and equipment in the reserve for replacement account, which is discussed later in this section. Property operations and maintenance costs are relatively fixed, and are projected as follows.

================================================================================
Table 10-21 Forecast of Property Operations and Maintenance Expense
--------------------------------------------------------------------------------

                                       1997  Stabilized  1999    2000     2001
--------------------------------------------------------------------------------
Total Property Oper. & Maint. Expense $  151   $  157   $  163  $  168   $  174
Percentage of Total Revenue              5.1%     5.0%     5.1%    5.0%     5.1%
Amount per Available Room             $  703   $  732   $  757  $  784   $  811
Amount per Occupied Room              $ 3.32   $ 3.40   $ 3.52  $ 3.64   $ 3.77

--------------------------------------------------------------------------------

Energy Expense

The energy consumption of a lodging facility takes several forms, including water and space heating, air conditioning, lighting, cooking fuel, and other miscellaneous power requirements. The most common sources of hotel energy are electricity, natural gas, fuel oil, and steam. This category also includes the cost of water service.

Total energy cost depends on the source and quantity of fuel used. Electricity tends to be the most expensive source, followed by oil and gas. Although all hotels consume a sizable amount of electricity, many properties supplement their energy requirements with less expensive sources, such as gas and oil, for heating and cooking.

A large portion of a hostelry's energy consumption is relatively fixed. Restaurants, kitchens, public areas, and corridors must be continually lighted and climate-controlled, regardless of occupancy. The energy cost of an additional occupied room (i.e., a few hours of light, television, heat, or

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach 107
--------------------------------------------------------------------------------

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air conditioning) is minimal. The following table presents our forecast of the subject property's energy expense.

================================================================================
Table 10-22 Forecast of Energy Expense
--------------------------------------------------------------------------------

                                      1997   Stabilized  1999    2000     2001
--------------------------------------------------------------------------------
Total Energy Expense                 $  198   $  205   $  212   $  220   $  227
Percentage of Total Revenue             6.7%     6.6%     6.6%     6.6%     6.6%
Amount per Available Room            $  920   $  954   $  987   $1,022   $1,058
Amount per Occupied Room             $ 4.35   $ 4.43   $ 4.59   $ 4.75   $ 4.91

--------------------------------------------------------------------------------

Property Taxes

The estimate of property taxes was detailed in a previous section of this report. The following table summarizes these projections.

================================================================================
Table 10-23 Forecast of Property Taxes
--------------------------------------------------------------------------------

                                      1997   Stabilized  1999    2000     2001
--------------------------------------------------------------------------------
Forecast Property Taxes              $  139   $  144   $  149   $  154   $  160

--------------------------------------------------------------------------------

Insurance Expense

The insurance expense category consists of the cost of insuring the hotel and its contents against damage or destruction by fire, weather, sprinkler leakage, boiler explosion, plate glass breakage, and so forth. It does not include liability coverage, which is a component of administrative and general expense.

Insurance rates are based on many factors, including building design and construction, fire detection and extinguishing equipment, fire district, distance from the firehouse, and the area's fire experience. Insurance expenses do not vary with occupancy.

Based on industry averages, we project the subject property's insurance expense at approximately $81,000 in 1997 (the first projection period). In subsequent years, this amount is assumed to increase in tandem with inflation. The following table outlines our projection of insurance expense.

================================================================================
Table 10-24 Forecast of Insurance Expense
--------------------------------------------------------------------------------

                                      1997   Stabilized  1999    2000     2001
--------------------------------------------------------------------------------
Forecast Insurance Expense           $   81   $   83   $   86   $   89   $   93

--------------------------------------------------------------------------------

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach 108
--------------------------------------------------------------------------------

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Reserve for Replacement

Furniture, fixtures, and equipment are essential to the operation of a lodging facility, and their quality often influences a property's class. This category includes all non-real estate items that are capitalized, rather than expensed. The furniture, fixtures, and equipment of a hotel are exposed to heavy use and must be replaced at regular intervals. The useful life of these items is determined by their quality, durability, and the amount of guest traffic and use.

Periodic replacement of furniture, fixtures, and equipment is essential to maintain the quality, image, and income-producing potential of a lodging facility. Because capitalized expenditures are not included in the operating statement but nevertheless affect an owner's cash flow, an appraisal should reflect these expenses in the form of an appropriate reserve for replacement.

Our industry experience indicates that a reserve for replacement of 3% to 5% of total revenue is generally sufficient to provide for the timely replacement of furniture, fixtures, and equipment. Because the reserve for replacement is based on a percentage of total revenue, it has no fixed component.

Based on an analysis of comparable lodging facilities, we believe that a reserve for replacement of 4% of total revenue is sufficient to provide for the periodic replacement of the subject property's furniture, fixtures, and equipment. This amount is consistent with the reserve account contributions currently made by the hotel. The following table summarizes the projected reserve for replacement.

================================================================================
Table 10-25 Forecast of Reserve for Replacement
--------------------------------------------------------------------------------

                                      1997   Stabilized  1999    2000     2001
--------------------------------------------------------------------------------
Reserve for Replacement Expense      $  118   $  124   $  129   $  133   $  138

--------------------------------------------------------------------------------

Equipment Rental

The equipment rental category consists of the cost of renting equipment for use at the property level. Such equipment may include copy machines, office equipment and transportation vehicles. According to property management and financial statements, 1996 vehicle expenses have declined. Based on 1996 historical levels, we project the subject property's equipment rent expense at approximately $40,000 in 1997 (the first projection period). In subsequent years, this amount is assumed to increase

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach 109
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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in tandem with inflation. The following table summarizes the projected expense.

================================================================================
Table 10-26 Forecast of Equipment Rent Expense
--------------------------------------------------------------------------------

                                      1997   Stabilized  1999    2000     2001
--------------------------------------------------------------------------------
Equipment Rental                     $   40   $   42   $   43   $   45   $   46

--------------------------------------------------------------------------------

Summary of Projections

Based on the preceding analysis, we have formulated a forecast of income and expense. The table on the following page presents a detailed forecast through the stabilized year, including amounts per available room (PAR) and per occupied room (POR). For the purpose of comparison, this table also presents the subject property's most recent full year of operating history. The second table illustrates our ten-year forecast of income and expense in less detail. The forecasts pertain to calendar operating years beginning January 1, 1997, and are expressed in inflated dollars for each year.

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach 110
--------------------------------------------------------------------------------

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================================================================================
Table 10-27 Detailed Forecast of Income and Expense through the Stabilized Year and Most Recent Operating History, Ramada Hotel, Omaha, Nebraska
--------------------------------------------------------------------------------

                                  Historical Operating Results
                           -----------------------------------------
Calendar Years Ending:          1995                                          1997                                    Stabilized
Number of Rooms:                 215                                           215                                           215
Occupancy:                     62.2%                                         58.0%                                         59.0%
Average Rate:                 $41.46                                        $51.24                                        $53.04
Days Open:                       365                                           365                                           365
Occupied Rooms:               48,804      %Gross      PAR         POR       45,516      %Gross      PAR          POR      46,300
------------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                      $2,024       76.8%     $9,412     $41.46      $2,332       79.0%    $10,847      $51.24     $2,456
   Food                          358       13.6       1,666       7.34         364       12.3       1,693        8.00        382
   Beverage                      147        5.6         683       3.01         149        5.0         693        3.27        157
   Telephone                      87        3.3         405       1.79          88        3.0         409        1.93         92
   Other Income                   20        0.8          93       0.41          21        0.7          98        0.46         22
     Total Revenues            2,636      100.1      12,260      54.01       2,954      100.0      13,740       64.90      3,109
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                         572       28.3       2,659      11.71         596       25.6       2,772       13.09        621
   Food & Beverage               471       93.2       2,190       9.65         493       96.1       2,293       10.83        513
   Telephone                      43       49.7         202       0.89          45       51.1         209        0.99         47
   Other Income                    4       21.6          20       0.09           5       23.8          23        0.11          5
     Total Dept. Expenses      1,090       41.4       5,071      22.34       1,139       38.6       5,298       25.02      1,186
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME            1,546       58.7       7,189      31.67       1,815       61.4       8,442       39.88      1,923
------------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General      288       10.9       1,339       5.90         313       10.6       1,456        6.88        325
   Management Fee                 79        3.0         368       1.62          89        3.0         414        1.96         93
   Marketing                     212        8.0         986       4.35         230        7.8       1,070        5.05        240
   Franchise Fees                 60        2.3         277       1.22          71        2.4         330        1.56         77
   Property Oper. & Maint.       139        5.3         647       2.85         151        5.1         702        3.32        157
   Energy                        194        7.4         903       3.98         198        6.7         921        4.35        205
     Total Operating Expenses    972       36.9       4,520      19.91       1,052       35.6       4,893       23.11      1,097
------------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                     574       21.8       2,669      11.76         763       25.8       3,549       16.76        826
------------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                147        5.6         685       3.02         139        4.7         648        3.06        144
   Insurance                      52        2.0         240       1.06          81        2.7         377        1.78         83
   Reserve for Replacement       105        4.0         490       2.16         118        4.0         549        2.59        124
   Equipment Rental               60        2.3         278       1.22          40        1.4         186        0.88         42
      Total                      364       13.9       1,693       7.46         378       12.8       1,759        8.31        393
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                      $210        7.9         976      $4.30        $385       13.0      $1,790       $8.45       $433
====================================================================================================================================

Food/Rooms                     17.7%                                         15.6%                                         15.6%
Beverage/Food                  41.0%                                         40.9%                                         41.1%
Telephone/Rooms                 4.3%                                          3.8%                                          3.7%
Other Income/Rooms              1.0%                                          0.9%                                          0.9%

Calendar Years Ending:
Number of Rooms:
Occupancy:
Average Rate:
Days Open:
Occupied Rooms:                %Gross     PAR         POR
-------------------------------------------------------------
REVENUE
   Rooms                        79.0%   $11,423     $53.05
   Food                         12.3      1,777       8.25
   Beverage                      5.0        730       3.39
   Telephone                     3.0        428       1.99
   Other Income                  0.7        102       0.48
     Total Revenues            100.0     14,460      67.15
-------------------------------------------------------------
DEPARTMENTAL EXPENSES *
   Rooms                        25.3      2,888      13.41
   Food & Beverage              95.2      2,386      11.08
   Telephone                    51.1        219       1.02
   Other Income                 22.7         23       0.11
     Total Dept. Expenses       38.1      5,516      25.62
-------------------------------------------------------------
DEPARTMENTAL INCOME             61.9      8,944      41.53
-------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General     10.5      1,512       7.02
   Management Fee                3.0        433       2.01
   Marketing                     7.7      1,116       5.18
   Franchise Fees                2.5        358       1.66
   Property Oper. & Maint.       5.0        730       3.39
   Energy                        6.6        953       4.43
     Total Operating Expenses   35.3      5,102      23.69
-------------------------------------------------------------
HOUSE PROFIT                    26.6      3,842      17.84
-------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                4.6        670       3.11
   Insurance                     2.7        386       1.79
   Reserve for Replacement       4.0        577       2.68
   Equipment Rental              1.4        195       0.91
      Total                     12.7      1,828       8.49
-------------------------------------------------------------
NET INCOME                      13.9     $2,014      $9.35
=============================================================

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach 111
--------------------------------------------------------------------------------

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INTERNATIONAL
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================================================================================
Table 10-28 Ten-Year Forecast of Income and Expense, Ramada Hotel, Omaha,
            Nebraska
--------------------------------------------------------------------------------

Calendar Years Ending:          1997                 1998                 1999                 2000                 2001
                             ------------------   ------------------   ------------------   ------------------   ------------------
Number of Rooms:                 215                  215                  215                  215                  215
Occupied Rooms:               45,516               46,300               46,300               46,300               46,300
Occupancy:                      58.0%      % of      59.0%      % of      59.0%      % of      59.0%      % of      59.0%      % of
Average Rate:                $ 51.24      Gross   $ 53.04      Gross   $ 54.89      Gross   $ 56.81      Gross   $ 58.80      Gross
--------------------------   ------------------   ------------------   ------------------   ------------------   ------------------
REVENUE
   Rooms                     $ 2,332       79.0%  $ 2,456       79.0%  $ 2,541       79.0%  $ 2,630       79.0%  $ 2,722       79.0%
   Food                          364       12.3       382       12.3       395       12.3       409       12.3       423       12.3
   Beverage                      149        5.0       157        5.0       162        5.0       168        5.0       173        5.0
   Telephone                      88        3.0        92        3.0        95        3.0        99        3.0       102        3.0
   Other Income                   21        0.7        22        0.7        23        0.7        24        0.7        24        0.7
      Total                    2,954      100.0     3,109      100.0     3,216      100.0     3,330      100.0     3,444      100.0
--------------------------   ------------------   ------------------   ------------------   ------------------   ------------------
DEPARTMENTAL EXPENSES
   Rooms                         596       25.6       621       25.3       643       25.3       665       25.3       688       25.3
   Food & Beverage               493       96.1       513       95.2       531       95.3       550       95.3       568       95.3
   Telephone                      45       51.1        47       51.1        49       51.6        51       51.5        52       51.0
   Other Income                    5       23.8         5       22.7         5       21.7         5       20.8         5       20.8
      Total                    1,139       38.6     1,186       38.1     1,228       38.2     1,271       38.2     1,313       38.1
--------------------------   ------------------   ------------------   ------------------   ------------------   ------------------
DEPARTMENTAL INCOME            1,815       61.4     1,923       61.9     1,988       61.8     2,059       61.8     2,131       61.9
--------------------------   ------------------   ------------------   ------------------   ------------------   ------------------
OPERATING EXPENSES
   Administrative & General      313       10.6       325       10.5       337       10.5       348       10.5       361       10.5
   Management Fee                 89        3.0        93        3.0        96        3.0       100        3.0       103        3.0
   Marketing                     230        7.8       240        7.7       248        7.7       257        7.7       266        7.7
   Franchise Fees                 71        2.4        77        2.5        82        2.5        87        2.6        92        2.7
   Property Oper. & Maint        151        5.1       157        5.0       163        5.1       168        5.0       174        5.1
   Energy                        198        6.7       205        6.6       212        6.6       220        6.6       227        6.6
      Total                    1,052       35.6     1,097       35.3     1,138       35.4     1,180       35.4     1,223       35.6
--------------------------   ------------------   ------------------   ------------------   ------------------   ------------------
HOUSE PROFIT                     763       25.8       826       26.6       850       26.4       879       26.4       908       26.3
--------------------------   ------------------   ------------------   ------------------   ------------------   ------------------
FIXED EXPENSES
   Property Taxes                139        4.7       144        4.6       149        4.6       154        4.6       160        4.6
   Insurance                      81        2.7        83        2.7        86        2.7        89        2.7        93        2.7
   Reserve for Replacement       118        4.0       124        4.0       129        4.0       133        4.0       138        4.0
   Equipment Rental               40        1.4        42        1.4        43        1.3        45        1.4        46        1.3
      Total                      378       12.8       393       12.7       407       12.6       421       12.7       437       12.6
--------------------------   ------------------   ------------------   ------------------   ------------------   ------------------
NET INCOME                   $   385       13.0%  $   433       13.9%  $   443       13.8%  $   458       13.7%  $   471       13.7%
===========================  ==================   ==================   ==================   ==================   ==================

Calendar Years Ending:         2002                 2003                 2004                 2005                 2006
                             ------------------   ------------------   ------------------   ------------------   ------------------
Number of Rooms:                215                  215                  215                  215                  215
Occupied Rooms:              46,300               46,300               46,300               46,300               46,300
Occupancy:                     59.0%      % of      59.0%      % of      59.0%      % of      59.0%      % of      59.0%      % of
Average Rate:                $60.86      Gross   $ 62.99      Gross   $ 65.19      Gross   $ 67.47      Gross   $ 69.84      Gross
--------------------------   ------------------   ------------------   ------------------   ------------------   ------------------
REVENUE
   Rooms                     $2,818       79.0%  $ 2,916       79.0%  $ 3,018       79.0%  $ 3,124       79.0%  $ 3,233       79.0%
   Food                         438       12.3       454       12.3       469       12.3       486       12.3       503       12.3
   Beverage                     180        5.0       186        5.0       192        5.0       199        5.0       206        5.0
   Telephone                    106        3.0       109        3.0       113        3.0       117        3.0       121        3.0
   Other Income                  25        0.7        26        0.7        27        0.7        28        0.7        29        0.7
      Total                   3,567      100.0     3,691      100.0     3,819      100.0     3,954      100.0     4,092      100.0
--------------------------   ------------------   ------------------   ------------------   ------------------   ------------------
DEPARTMENTAL EXPENSES
   Rooms                        713       25.3       737       25.3       763       25.3       790       25.3       818       25.3
   Food & Beverage              589       95.3       609       95.2       630       95.3       653       95.3       675       95.2
   Telephone                     54       50.9        56       51.4        58       51.3        60       51.3        62       51.2
   Other Income                   5       20.0         6       23.1         6       22.2         6       21.4         6       20.7
      Total                   1,361       38.2     1,408       38.1     1,457       38.2     1,509       38.2     1,561       38.1
--------------------------   ------------------   ------------------   ------------------   ------------------   ------------------
DEPARTMENTAL INCOME           2,206       61.8     2,283       61.9     2,362       61.8     2,445       61.8     2,531       61.9
--------------------------   ------------------   ------------------   ------------------   ------------------   ------------------
OPERATING EXPENSES
   Administrative & General     373       10.5       386       10.5       400       10.5       414       10.5       428       10.5
   Management Fee               107        3.0       111        3.0       115        3.0       119        3.0       123        3.0
   Marketing                    275        7.7       285        7.7       295        7.7       305        7.7       316        7.7
   Franchise Fees                98        2.7       104        2.8       110        2.9       117        3.0       124        3.0
   Property Oper. & Maint       180        5.0       187        5.1       193        5.1       200        5.1       207        5.1
   Energy                       235        6.6       244        6.6       252        6.6       261        6.6       270        6.6
      Total                   1,268       35.5     1,317       35.7     1,365       35.8     1,416       35.9     1,468       35.9
--------------------------   ------------------   ------------------   ------------------   ------------------   ------------------
HOUSE PROFIT                    938       26.3       966       26.2       997       26.0     1,029       25.9     1,063       26.0
--------------------------   ------------------   ------------------   ------------------   ------------------   ------------------
FIXED EXPENSES
   Property Taxes               165        4.6       171        4.6       177        4.6       183        4.6       190        4.6
   Insurance                     96        2.7        99        2.7       103        2.7       106        2.7       110        2.7
   Reserve for Replacement      143        4.0       148        4.0       153        4.0       158        4.0       164        4.0
   Equipment Rental              48        1.3        50        1.4        51        1.3        53        1.3        55        1.3
      Total                     452       12.6       468       12.7       484       12.6       500       12.6       519       12.6
--------------------------   ------------------   ------------------   ------------------   ------------------   ------------------
NET INCOME                   $  486       13.7%  $   498       13.5%  $   513       13.4%  $   529       13.3%  $   544       13.4%
                             =================   ==================   ==================   ==================   ==================

--------------------------------------------------------------------------------

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach 112
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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The conversion of a property's projected net income into an estimate of value is based on the premise that investors typically purchase real estate with a small amount of equity cash (25% to 40%) and a large amount of mortgage financing (60% to 75%). The amounts and terms of available mortgage financing and the rates of return that are required to attract sufficient equity capital form the basis for allocating the net income between the mortgage and equity components and deriving a value estimate.

Mortgage Component

Data for the mortgage component may be developed from statistics of actual hotel mortgages made by long-term lenders. The American Council of Life Insurance, which represents 20 large life insurance companies, publishes quarterly information pertaining to the hotel mortgages issued by its member companies. The following table summarizes the average mortgage interest rates of the hotel loans made by these lenders. In addition, the A corporate bond yield (as reported by Moody's Bond Record) is shown for the purpose of comparison.

Hospitality Valuation Services,
Boulder, Colorado               Ramada Hotel  Income Capitalization Approach 113
--------------------------------------------------------------------------------

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     HVS
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================================================================================
Table 10-29 Average Mortgage Interest Rates and Average A Corporate Bond Yields
--------------------------------------------------------------------------------

                                                  Average A
                                  Average         Corporate
         Period                Interest Rate      Bond Yield
--------------------------------------------------------------------------------
  1st Quarter 1996                 7.79 %             7.37 %
  4th Quarter 1995                 8.44               7.28
  3rd Quarter 1995                 8.61               7.67
  2nd Quarter 1995                 9.25               7.87
  1st Quarter 1995                 9.14               8.50
  3rd Quarter 1994                 9.64               8.48
  2nd Quarter 1994                 9.38               8.28
  4th Quarter 1993                 9.38               7.80
  3rd Quarter 1993                 8.41               7.28
  2nd Quarter 1993                10.53               9.65
  4th Quarter 1992                 9.43               8.48
  3rd Quarter 1992                 9.99               8.38
  2nd Quarter 1992                 9.47               8.79
  1st Quarter 1992                10.02               8.81
  4th Quarter 1991                10.49               8.97
  3rd Quarter 1991                10.03               9.29
  2nd Quarter 1991                10.75               9.45
  3rd Quarter 1990                10.47               9.89
  2nd Quarter 1990                10.58               9.83
  4th Quarter 1989                 9.96               9.42
  3rd Quarter 1989                 9.55               9.46
  2nd Quarter 1989                10.54               9.93
  1st Quarter 1989                10.39              10.16
  4th Quarter 1988                10.07              10.03
  3rd Quarter 1988                10.66              10.51
  2nd Quarter 1988                10.09              10.33
  4th Quarter 1987                10.41              10.45
  3rd Quarter 1987                10.00               9.95
  2nd Quarter 1987                 9.81               9.46
  1st Quarter 1987                 9.43               9.19
  4th Quarter 1986                 9.44               9.55
  3rd Quarter 1986                 9.56               9.71
  2nd Quarter 1986                 9.80               9.91
  1st Quarter 1986                10.99              10.62

        Sources: American Council of Life Insurance; Moody's Bond Record
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Because of the six- to nine-month lag time in reporting and publishing hotel mortgage statistics, it is necessary to update this information to reflect current lending practices. Research by HVS International indicates that there is a close mathematical relationship between the average interest rate of a hotel mortgage and the concurrent yield on an average A corporate bond. Through a regression analysis, this relationship is expressed as follows.

                            Y = 2.76078 + 0/782280 X

       Where:  Y = Estimated Hotel/Motel Mortgage Interest Rate
               X = Current Average A  Corporate Bond Yield
                   (Coefficient of correlation is 96.4%)

The yield on A corporate bonds for the third quarter of 1996, as reported by Moody's Bond Record, was 7.91%. Using a factor of 7.91 in the equation presented above produces an estimated hotel/motel interest rate of 8.95%.

In addition to the mortgage interest rate estimate derived from this regression analysis, HVS International constantly monitors the terms of hotel mortgage loans made by our institutional lending clients. In the past year, we have noted an increase in the availability of debt financing, and many lenders have returned to the market. The current level of lending activity represents a significant increase from the restricted environment of the early 1990s. Nonetheless, the market for hotel mortgage loans remains somewhat tight, particularly when compared to the conditions that prevailed in the mid-to late 1980s. In the current lending climate, strong hotel projects that are structured on an economic basis can secure mortgage financing at interest rates ranging from 8% to 11%, depending on the property, location, affiliation, and operator.

In the 1980s, when hotel mortgages were widely available, loan-to-value ratios typically ranged from 75% to 80%. Amortization schedules were generally based on 30 years, although the term of the loan was more likely to be seven to ten years. The few loans that were underwritten in the early 1990s were based on far more stringent parameters: loan-to-value ratios declined to a range of 50% to 65%, and amortization periods of 20 to 25 years were most common.

With the recent reemergence of hotel financing, loan-to-value requirements and amortization schedules have loosened somewhat. At present, we find that lenders who are active in the market are using loan-to-value ratios of

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65% to 75%, and amortization periods of 25 to 30 years. The exact terms offered depend on specific factors such as the property's location, the age and quality of the physical facility, local hostelry market conditions, and (perhaps more significantly) the profile of the borrower. The strongest projects typically command the highest loan-to-value ratios.

Based on the preceding analysis of the current lodging industry mortgage market and adjustments for specific factors such as the property's location and conditions in the local hotel market, it is our opinion that a 9.5% interest, 20-year amortization mortgage with a 0.111856 constant is appropriate for the subject property. We believe that a mortgage lender will lend up to 70% of the hotel's market value as determined by this appraisal.

Equity Component

The remaining capital required for a hotel investment generally comes from the equity investor. The rate of return that an equity investor expects over a ten-year holding period is known as the equity yield. Unlike the equity dividend, which is a short-term rate of return, the equity yield specifically considers a long-term holding period (generally ten years), annual inflation-adjusted cash flows, property appreciation, mortgage amortization, and proceeds from a sale at the end of the holding period.

It is difficult to quantify the rate of return required by equity investors who are seeking to purchase hotel properties. To establish an appropriate equity yield rate, HVS International uses two sources of data: past appraisals and investor interviews.

Past Appraisals - During the past 12 months, HVS International has appraised more than 400 hotels, including properties located in most major national markets. Each appraisal used a similar mortgage-equity approach in which income is projected and then discounted to a current value at rates reflecting the cost of debt and equity capital. In the case of hotels that were sold subsequent to our valuations, we are able to determine an appropriate equity yield rate by excluding incentive management fees from the projection of income and expense, inserting the projection into a valuation model, and adjusting the appraised value to reflect the actual sales price by modifying the return assumptions. The following table shows a representative sample of hotels that were sold shortly after we appraised them, along with the imputed equity return based on our valuation approach.

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Table 10-30 Sample of Hotels Sold
--------------------------------------------------------------------------------

                                                         No. of    Date of                    Overall    Total Property    Equity
Hotel                            City and State          Rooms       Sale     Sales Price       Rate         Yield         Yield
----------------------------------------------------------------------------------------------------------------------------------
Ritz-Carlton                     Phoenix, AZ               281       2/94    $23,000,000       11.0%         14.6%         21.7%
Marriott Marina                  Fort Lauderdale, FL       580       2/94     40,000,000       12.2          16.4          26.7
Holiday Inn                      Edison, NJ                274       3/94     11,803,000        7.8          17.0          26.3
Crescent Hotel                   Phoenix, AZ               342       3/94     26,000,000        6.5           7.2           2.2
Checkers Hotel Kempinski         Los Angeles, CA           173       4/94     12,750,000        3.0          18.3          27.0
Best Western Fireside Inn        Cambria, CA                46       4/94      3,377,000       11.7          15.8          24.3
Phoenician Resort                Phoenix, AZ               580       4/94    224,000,000        6.6           9.3           8.9
Newark-Fremont Hilton            Newark, CA                300       5/94      8,950,000        8.8          14.9          20.7
Radisson Inn                     Orlando, FL               299       5/94     11,150,000       12.9          18.0          28.2
Westin Kauai                     Lihue, Kauai, HI          840       6/94     97,400,000       (1.9)          8.1           7.2
Residence Inn                    Binghamton, NY             72       6/94      6,325,000       10.8          13.9          21.9
Hotel Millenium                  New York, NY              561       6/94     75,000,000        9.5          14.1          23.0
Best Western Otay Valley         Chula Vista, CA           120       7/94      2,350,000       13.2          21.1          31.8
Hampton Inn                      Islandia, NY              121       7/94      6,572,000       12.6          16.6          28.2
Hampton Inn                      Willow Grove, PA          150       7/94     10,220,000       11.0          14.3          23.0
Hampton Inn                      West Palm Beach, FL       136       7/94      4,220,000       10.8          10.8          14.3
Hampton Inn                      Naples, FL                107       7/94      5,700,000       11.4          11.5          24.9
Hampton Inn                      Albany, NY                126       7/94      9,204,000        9.3          11.5          15.8
Marriott Hotel                   South Bend, IN            299       7/94     11,500,000       10.5          13.2          18.9
Marriott SFO                     Burlingame, CA            684       8/94     61,700,000       10.2          13.2          19.0
Westfields Conference Center     Chantilly, VA             340       8/94     46,000,000       12.3          15.9          25.3
Radisson Mark Resort             Vail, CO                  349       9/94     25,200,000        8.9          15.8          24.1
Marriott East Side               New York, NY              664      10/94     55,000,000        8.5           9.7          11.1
Marriott Resort                  Vail, CO                  349      10/94     25,200,000       14.2          18.9          30.5
Marriott Quorum                  Addison, TX               547      10/94     29,815,000       13.5          18.2          31.8
Sheraton Hotel                   Hasbrouck Heights, NJ     338      11/94     10,450,000       18.3          21.1          30.7
Sheraton Inn                     Napa, CA                  191      12/94      9,968,000        8.9          13.7          19.8
Marriott Fisherman's Wharf       San Francisco, CA         255      12/94     27,755,000       10.8          13.4          19.4
Marriott Hotel                   Portland, OR              503      12/94     45,000,000       12.9          17.4          30.0
Radisson Inn                     Springfield, MO           199      12/94      5,800,000        8.2          10.1          11.3
Williamsburg Hilton              Williamsburg, VA          291      12/94     15,000,000       15.4          19.0          32.0
Marriott Tech Center             Denver, CO                625      12/94     36,000,000       13.7          16.4          27.1
Holiday Inn Sunspree             Singer Island, FL         222      12/94     11,900,000        8.6          10.6          12.4
The Plaza                        New York, NY              805       6/95    325,000,000        7.0          11.0          14.0
Fullerton Suites                 Fullerton, CA              96       5/95      5,000,000       12.9          18.7          28.5
Residence Inn                    Baton Rouge, LA            80       6/95      6,518,000       12.7          14.8          21.2
Residence Inn                    Overland Park, KS         112       6/95      8,500,000        8.9          14.7          20.8
Residence Inn                    Des Moines, IA            112       6/95      7,660,000        9.8          14.1          19.6
Residence Inn                    Hunt Valley, MD            96       6/95      6,580,000       12.3          13.6          18.3
Residence Inn                    Kansas City, MO           112       6/95      6,560,000       10.4          13.2          19.8
Residence Inn                    Lincoln, NE               120       6/95      7,100,000       10.0          13.7          18.5
Embassy Suites                   Schaurmburg, IL           209      12/95     17,800,000       10.0          13.5          18.9
Marriott Hotel                   Andover, MA               293      12/95     24,000,000        9.7          13.5          19.2
Doubletree Suites                Valley Forge, PA          229      12/95     28,500,000       10.7          14.2          15.5
Marriott Hotel                   Tysons Corner, VA         390      12/95     41,100,000       10.7          13.1          18.0
Marriott Hotel                   Warner Center, CA         461      12/95     57,900,000        6.2          11.6          14.2
Hilton at the Club               Pleasanton, CA            294      12/95     22,000,000       10.5          13.4          17.0

                            Source: HVS International

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Investor Interviews - HVS International is in constant contact with numerous institutional and individual hotel investors. This source of equity funds has definite return requirements that can be expressed as an equity yield rate based on a ten-year projection of net income before incentive management fees but after debt service. Based on our surveys and investor interviews, the following table illustrates the range of equity yields generally required by individual and institutional investors.

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Table 10-31 Equity Yield Requirements
--------------------------------------------------------------------------------

                       Source      Equity Yield Requirement
                       ------      ------------------------

                       Individual         20% - 24%
                       Institution        18% - 22%

--------------------------------------------------------------------------------

Based on the assumed 70% loan-to-value ratio, the risk inherent in achieving the projected income stream, and the age, condition, and anticipated market position of the subject property, it is our opinion that an equity investor is likely to require an equity yield rate of 22% before payment of incentive management fees. This estimate is well supported by the equity yield requirements presented previously.

Terminal Capitalization Rate

Inherent in this valuation process is the assumption of a sale at the end of the ten-year holding period. The estimated reversionary sales price as of that date is calculated by capitalizing the projected 11th-year net income by an overall terminal capitalization rate. A percentage for the seller's brokerage and legal fees is deducted from this sales price, and the net proceeds to the equity interest (also known as the equity residual) are calculated by deducting the outstanding mortgage balance from the reversion.

To estimate a property's reversionary value, the appraiser must select a terminal capitalization rate and an allocation for brokerage and legal fees. The terminal capitalization rate is an overall rate that is applied to one stabilized year, and thus it inherently incorporates the cost of debt and equity capital. The terminal capitalization rate can be derived through a mortgage and equity band of investment technique which calculates the weighted average cost of the capital used in a hotel investment. Combining the mortgage financing terms derived previously (namely, a 70% loan-to-value ratio and a 0.111856 debt service constant) with a

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cash-on-cash equity dividend rate of 12% produces the following overall capitalization rate.

                      Percent of             Rate of         Weighted
                        Value                Return          Average
                    --------------         -----------      --------
Mortgage                 70            X     0.11186    =    7.82990
Equity                   30            X     0.12000    =    3.60000
                                                            --------
           Overall Capitalization Rate                      11.42990

Because this overall rate will be used to capitalize net income ten years from the date of value, an upward adjustment is appropriate to reflect the uncertainty inherent in this extended period. For the purpose of this valuation, we will use a terminal capitalization rate of 12%.

As a point of reference, the terminal capitalization rate can be compared to the going-in rate implied by the subject property's estimated value. The going-in rate reflects the capitalization rate that would be applicable if the hotel were operating at a stabilized level as of the date of value. This rate is calculated by dividing the stabilized net income (expressed in current dollars as of the date of value) by the value indicated by the income capitalization approach. Generally, the terminal capitalization rate is approximately 100 to 200 basis points above the going-in rate.

Summary of Valuation Variables

The following table summarizes the valuation variables that have been used to estimate the subject property's value via the income capitalization approach.

================================================================================
Table 10-32 Summary of Valuation Variables
--------------------------------------------------------------------------------

Annual Net Income                       NI                See Ten-Year Forecast
Loan-To-Value Ratio                     M                        70.0%
Interest Rate                           i                         9.5%
Debt Service Constant                   f                     0.111856
Equity Yield                            Ye                       22.0%
Brokerage and Legal Fees                b                         3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years      fp                    0.155277
Terminal Capitalization Rate            Rr                       12.0%

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Valuation of the Mortgage and Equity Components

The valuation of the mortgage and equity components is accomplished through use of an algebraic equation that calculates the exact amount of debt and equity that the hotel will be able to support based on the anticipated cash flow (derived from the forecast of income and expense) and the specific return requirements demanded by the mortgage lender (interest) and the equity investor (equity yield). The equation and the calculations associated with this simultaneous valuation formula are set forth in the Addenda to this report.

Using the variables summarized above, we estimate the value of the subject property via the income capitalization approach at $3,500,000.

Proof of Value

The value is proven by calculating the yields to the mortgage and equity components during the projection period. If the mortgagee achieves a 9.5% yield and the equity yield is 22%, then $3,500,000 is the correct value by the income capitalization approach. Using the assumed financial structure set forth in the previous calculations, market value can be allocated between the debt and equity as follows.

Mortgage Component  (70%)                     $2,477,000
Equity Component  (30%)                        1,062,000
                                              ----------
      Total                                   $3,539,000

The annual debt service is calculated by multiplying the mortgage component by the mortgage constant.

Mortgage Component                            $2,477,000
Mortgage Constant                               0.111856
                                              ----------
      Annual Debt Service                       $277,067

The cash flow to equity is calculated by deducting the debt service from the projected net income before debt service.

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Table 10-33 Forecast of Net Income to Equity
--------------------------------------------------------------------------------

                     Net Income
                    Available for            Total Annual             Net Income
          Year      Debt Service             Debt Service             to Equity
--------------------------------------------------------------------------------

          1997        $385,000        -        $277,000        =        $108,000
          1998         433,000        -         277,000        =         156,000
          1999         443,000        -         277,000        =         166,000
          2000         458,000        -         277,000        =         181,000
          2001         471,000        -         277,000        =         194,000
          2002         486,000        -         277,000        =         209,000
          2003         498,000        -         277,000        =         221,000
          2004         513,000        -         277,000        =         236,000
          2005         529,000        -         277,000        =         252,000
          2006         544,000        -         277,000        =         267,000

--------------------------------------------------------------------------------

The equity residual at the end of the tenth year is calculated as follows.

Reversionary Value   ($563,000 /0.120 )    $4,692,000
Less:
    Brokerage and Legal Fees                  141,000
    Mortgage Balance                        1,784,000
                                          ------------
         Net Sale Proceeds to Equity       $2,767,000

--------------------------------------------------------------------------------

The overall property yield (before debt service), the yield to the lender, and the yield to the equity position have been calculated by computer with the following results.

================================================================================
Table 10-34 Overall Property Yields
--------------------------------------------------------------------------------

                                                           Projected Yield
                                                      (Internal Rate of Return)
Position                            Value            Over 10-Year Holding Period
--------------------------------------------------------------------------------

Total Property                   $3,539,000                     14.%
Mortgage                          2,477,000                      9.4
Equity                            1,062,000                     22.0

Note: Whereas the mortgage constant and value are calculated on the basis of monthly mortgage payments, the mortgage yield in this proof assumes single annual payments. As a result, the proof's derived yield may be slightly less than that actually input.

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The following tables demonstrate that the property receives its anticipated yields, proving that the $3,500,000 value is correct based on the assumptions used in this approach.

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Table 10-35 Total Property Yield
--------------------------------------------------------------------------------

                   Net Income before      Present Worth of $1        Discounted
          Year       Debt Service            Factor @ 14.4%           Cash Flow
--------------------------------------------------------------------------------

          1997        $385,000        x        0.874022        =        $336,000
          1998         433,000        x        0.763915        =         331,000
          1999         443,000        x        0.667679        =         296,000
          2000         458,000        x        0.583566        =         267,000
          2001         471,000        x        0.510050        =         240,000
          2002         486,000        x        0.445795        =         217,000
          2003         498,000        x        0.389635        =         194,000
          2004         513,000        x        0.340550        =         175,000
          2005         529,000        x        0.297648        =         157,000
          2006       5,095,000 *      x        0.260151        =       1,325,000
                                                                      ----------
                                       Total Property Value           $3,538,000

             *10th year net income of $544,000 plus sales proceeds of $4,551,000

--------------------------------------------------------------------------------

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Table 10-36 Mortgage Component Yield
--------------------------------------------------------------------------------

                     Total Annual         Present Worth of $1        Discounted
          Year       Debt Service            Factor @ 9.4%            Cash Flow
--------------------------------------------------------------------------------

          1997        $277,000        x        0.914282        =        $253,000
          1998         277,000        x        0.835912        =         232,000
          1999         277,000        x        0.764259        =         212,000
          2000         277,000        x        0.698748        =         194,000
          2001         277,000        x        0.638853        =         177,000
          2002         277,000        x        0.584092        =         162,000
          2003         277,000        x        0.534024        =         148,000
          2004         277,000        x        0.488249        =         135,000
          2005         277,000        x        0.446397        =         124,000
          2006       2,062,000 *      x        0.408133        =         842,000
                                                                      ----------
                                   Value Of Mortgage Component        $2,479,000

                                *10th year debt service of $277,000
                                 plus outstanding mortgage balance of $1,784,000

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Table 10-37 Equity Component Yield
--------------------------------------------------------------------------------

                      Net Income           Present Worth of $1        Discounted
          Year        to Equity              Factor @ 22.0%           Cash Flow
--------------------------------------------------------------------------------

          1997        $108,000        x        0.819639        =        $ 89,000
          1998         156,000        x        0.671808        =         105,000
          1999         166,000        x        0.550640        =          91,000
          2000         181,000        x        0.451326        =          82,000
          2001         194,000        x        0.369924        =          72,000
          2002         209,000        x        0.303205        =          63,000
          2003         221,000        x        0.248518        =          55,000
          2004         236,000        x        0.203695        =          48,000
          2005         252,000        x        0.166957        =          42,000
          2006       3,033,000 *      x        0.136844        =         415,000
                                                                      ----------
                     Value of Equity Component                        $1,062,000

*10th year net income to equity of  $267,000  plus sales proceeds of  $2,766,000

--------------------------------------------------------------------------------

Valuation Method Two: Discounted Cash Flow

The total property yield derived from the previous valuation method was 14.4%. After reviewing the total property yields indicated by recent hotel sales, which ranged from 7.2% to 21.1%, it is our opinion that a 14% discount factor would be appropriate for the Ramada Hotel. The following table illustrates the discounted cash flow analysis using a 14% discount factor.

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Table 10-38 Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

                                          Discount
                        Net                Factor           Discounted
 Calendar Year         Income             @ 14.0%            Cash Flow
 ----------------------------------------------------------------------------

     1997            $385,000             0.87719             $337,719
     1998             433,000             0.76947              333,179
     1999             443,000             0.67497              299,012
     2000             458,000             0.59208              271,173
     2001             471,000             0.51937              244,623
     2002             486,000             0.45559              221,415
     2003             498,000             0.39964              199,019
     2004             513,000             0.35056              179,837
     2005             529,000             0.30751              162,672
     2006           5,094,917 *           0.26974            1,374,322

                              Estimated Market Value:       $3,622,972
                                                (Say:)      $3,600,000

                  Reversion Analysis
                  ------------------
 11th Year's Net Income                       $563,000
 Capitalization Rate                              12.0%

 Total Sales Proceeds                       $4,691,667
     Less: Broker & Legal @ 3.0%               140,750
                                      ----------------
 Net Sales Proceeds                         $4,550,917

* 10th year net income of    $544,000  plus sales proceeds of    $4,550,917

--------------------------------------------------------------------------------

Conclusion

Based on our extensive experience in the hotel industry and comprehensive support provided by literature published by the Appraisal Institute, it is our opinion that the valuation procedure embodied by Method One most closely reflects the investment rationale of typical hotel buyers. As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis and Valuations,5 Method Two (which discounts the projected net income and reversion using an overall discount rate, or total property yield) "does not consider the impact of mortgage debt, leverage and the specific equity demands of typical hotel investors...This technique is simple but less reliable because the derivation of the discount rate has little support." In light of this consideration, we have relied on the $3,500,000 value conclusion indicated by Method One.

(1) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992, p. 236

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11. Sales Comparison Approach

The sales comparison approach is based on the assumption that an informed purchaser will pay no more for a property than the cost to acquire an existing property with equal utility. This approach estimates market value by considering the sales prices indicated by recent transactions involving properties that are similar to the property being appraised. Dissimilarities are resolved with appropriate adjustments; these differences may pertain to the date of sale, the age of the property, location, construction, condition, layout, equipment, size, or external economic factors. The reliability of the sales comparison approach depends on three factors:

1.    the availability of timely, comparable sales data;

2. an understanding of the true terms of the sales and the motivation of the buyer and seller; and

3. the degree of comparability, or the extent of the adjustments needed to reflect differences between the subject property and the comparable property.

In appraising lodging facilities, it is often difficult to find an adequate number of recent sales involving hotels that are truly comparable to the subject property. Consequently, it may be necessary to consider transactions involving properties in different market areas, and the required adjustments greatly diminish the reliability of the conclusions. Moreover, it is virtually impossible for an observer to determine the true motivations of the buyers and sellers involved in transactions. Hotel acquisition often represents a highly ego-driven process in which a number of external, non-market factors influence the purchase price. Unless the appraiser can quantify these influences, there is no way of knowing whether the purchase price paid actually reflects market value. A final consideration is the degree of similarity between the subject property and the comparable; in most cases, the differences are significant enough to

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require numerous subjective and unsubstantiated adjustments. Each adjustment represents a potential for error, and thus diminishes the reliability of this approach. As a result of these shortcomings, the use of the sales comparison approach in valuing hotels is primarily as a check against the value indicated by the income capitalization approach.

Hotel values declined in many areas of the country during the late 1980s and early 1990s, although a rebound began in 1994 and 1995. The downturn, which began in most markets in 1988, was largely attributable to lower operating incomes caused by an oversupply of new hotel rooms constructed during the mid-1980s. Overbuilding resulted in flat or declining average rates and occupancies, which caused revenues to fall. A number of other factors exacerbated the situation. The national recession caused a drop in demand in many markets during the early 1990s, and the Persian Gulf War created a virtual freeze on travel in the beginning of 1991, further limiting hotel demand. Operating costs continued to rise despite poor market conditions, resulting in a decline in the net operating income of hotels throughout the nation. Because operating costs have a large fixed component, many lodging facilities experienced precipitous drops in net income.

As bottom-line profits eroded, many hotels were unable to meet debt service, and hundreds of properties entered foreclosure or bankruptcy. Lenders and government agencies soon became hotel owners. Because most financial institutions were preoccupied with their distressed real estate, very little mortgage capital was available and the nation suffered from a well-publicized credit crunch. Most hotel transactions that occurred during the early 1990s were financed by the property owners, who, in most cases, were lenders.

In the early 1990s, the primary market participants were owner-operators with the expertise to turn around under-performing properties. Hotels were out of favor with passive investors as a result of the industry's poor operating performance and the uncertainty of future appreciation. The wide disparity in buyer and seller expectations also limited the number of transactions. Many sellers were unwilling to accept the fact that the market value of their hotel investments had declined below the cost of the project or the original investment. Moreover, many owners were faced with a significant tax burden upon sale, further reducing their willingness to settle for a price that was below the original acquisition cost.

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As a result of these market forces, there was very little sales activity involving large, high-quality hotels. The primary difficulty was the lack of properties available for sale; owners who were not forced to sell opted to wait for prices to recover. The few hotels that did enter the market generally attracted 15 to 20 interested bidders, mostly consisting of owner-operators. As a result of the competition for these few assets, the prices of better-quality hotels began to escalate rapidly. In response, more sellers have been encouraged to place their products on the market.

An indicator of this market trend is the number of hotel sales that have occurred during the past few years. HVS International tracks major hotel transactions of more than $10,000,000 on an annual basis. In 1992, the number of major transactions was 67; a slightly lower level of 52 was registered in 1993. This total increased significantly (to 92) in 1994, and the 1995 total is estimated to have been 104.

In tandem with escalating prices, hotels are again being considered by traditional financing sources, which had virtually abandoned the hospitality industry by the early 1990s. Although many lenders are still approaching the market with a high degree of caution, it is now possible to obtain third-party financing for hotel transactions. The mortgage loans that are now being made are subject to fairly stringent requirements: loan-to-value ratios remain in the 65% to 75% range. The qualification of the borrower is also a crucial consideration for most lenders.

We believe that the upward trend in both pricing and sales activity will continue as financing becomes more available and additional buyers (particularly passive investors) enter the market. Consequently, it is important to consider the date of the transactions used in the sales comparison approach. When the comparable sales are not recent enough to provide an accurate picture of the current market, it may be necessary to make upward adjustments to the values indicated by the sales comparison and income capitalization approaches in recognition of the recent escalation.

Comparable Sales

Based on information provided by the Hospitality Market Data Exchange and compiled by the six offices of HVS International, the following transactions involved hotels that appear to have some degree of comparability to the subject property.

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Sale #1:
--------

Property:                          Best Western Central
Location:                          72nd Street and Interstate 80
                                   Omaha, Nebraska
Date of Sale:                      July, 1996
Sales Price:                       $6,583,000
Grantor:                           Seldin Properties
Grantee:                           Servico Omaha, Inc.
Number of Rooms:                   213
Price per Room:                    $30,906
Confirmed By:                      Douglas County Clerk and Recorder
Comments:                          This property is located across the street
                                   from the subject property.

Sale #2:
--------

Property:                          Sheraton Inn
Location:                          118th Street and L Street
                                   Omaha, Nebraska
Date of Sale:                      July, 1996
Sales Price:                       $5,201,000
Grantor:                           Seldin Properties
Grantee:                           Servico Omaha, Inc.
Number of Rooms:                   168
Price per Room:                    $30,958
Confirmed By:                      Douglas County Clerk and Recorder
Comments:                          This property is roughly four miles
                                   southwest of the subject property. Servico
                                   plans to renovate and convert the property
                                   to a Sheraton Four Points.

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Sale #3:
--------

Property:                          Ramada Inn
Location:                          1475 S. Colorado Boulevard
                                   Denver, Colorado
Date of Sale:                      June, 1995
Sales Price:                       $6,700,000
Grantor:                           Empire Denver Associates
Grantee:                           BRP Denver Garden Partners
Number of Rooms:                   250
Price per Room:                    $26,800
Confirmed By:                      Wyndham Hotels
Comments:                          The buyer plans to renovate the property and
                                   reposition it as a Wyndham Garden Hotel.

Sale #4:
--------

Property:                          Ramada Inn
Location:                          200 North Perkins
                                   Grand Chute, Wisconsin
Date of Sale:                      September, 1995
Sales Price:                       $1,600,000
Grantor:                           Francis D. Danieski
Grantee:                           KAD, Inc.
Number of Rooms:                   96
Price per Room:                    $16,667
Confirmed By:                      Outagamie County
Comments:                          This property contains an indoor pool,
                                   restaurant and lounge. The property was
                                   originally constructed in 1978.

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Sale #5:
--------

Property:                          Ramada Inn
Location:                          Flint, Michigan
Date of Sale:                      August, 1995
Sales Price:                       $2,175,000
Grantor:                           Motor Inn Limited Partnership
Grantee:                           Poota Acquisition Corporation
Number of Rooms:                   190
Price per Room:                    $11,447
Confirmed By:                      Hotel Partners
Comments:                          Owner is in process of completing extensive
                                   renovations.

Sale #6:
--------

Property:                          Best Western
Location:                          Columbus, Ohio
Date of Sale:                      June, 1996
Sales Price:                       $3,050,000
Grantor:                           Starwood Lodging Corporation
Grantee:                           Mr. Jui Jer Lin
Number of Rooms:                   178
Price per Room:                    $17,135
Confirmed By:                      Starwood Lodging Corporation
Comments:                          This hotel property contains indoor and
                                   outdoor pools, meeting space, restaurant and
                                   lounge.

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Sale #7:
--------

Property:                          Holiday Inn
Location:                          Lincoln, Nebraska
Date of Sale:                      December, 1995
Sales Price:                       $1,800,000
Grantor:                           Unknown
Grantee:                           Manor Care
Number of Rooms:                   106
Price per Room:                    $16,918
Confirmed By:                      Hotel Business
Comments:                          This hotel property will be converted to a
                                   Quality Inn.

In addition to considering the above recent transactions, we have also reviewed the sale of the subject property, which occurred in 1994. The details of this transaction are summarized as follows:

Subject Property:
-----------------

Property:                          Ramada Inn
Location:                          7007 Grover Street
                                   Omaha, Nebraska
Date of Sale:                      October 4, 1994
Sales Price:                       $3,000,000
Grantor:                           Ramada Assured Income Associates, L.P.
Grantee:                           Ashford Financial Investment Partnership
Year Opened:                       1973
Number of Rooms:                   215
Price per Room:                    $13,953
Confirmed By:                      Ashford Financial Corporation

In analyzing the sale of the subject property, it is important to consider the terms and conditions pertaining to the transaction. According to information provided by Ashford Financial Corporation, the subject property was one of six Ramada Inns purchased as a package from an investment partnership sponsored by Lehman Brothers. The above listed price represents an allocation of the total package price rather than a negotiated value for this single asset. The total package price was $20,250,000, and was paid in cash, using all equity financing. At the time of

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the transaction, the group of hotels was generating virtually no operating income, and all were in extremely poor condition. The previous owners were reportedly strongly motivated to sell due to the poor performance of the hotels. Based on our understanding of the circumstances of this transaction, we do not believe that this sale was reflective of market value.

The relevance of the previous transaction involving the subject property is also undermined by the material change in market conditions which occurred between the date of this sale and the present date of value. Areawide occupancy and average rate have improved dramatically in the intervening months, and are forecast to continue this positive trend. As previously discussed, the market for hotel investments has also improved significantly, due to changes in lender and investor attitudes. Finally, the property itself has undergone a significant renovation, with a total of roundly $900,000 spent on upgrading the facilities and amenities. For these reasons, we are of the opinion that the 1994 sale involving the subject property is not a reliable indicator of the current value of the hotel.

Conclusion

Although the sales comparison approach may be useful in providing a value range and reflecting certain market characteristics, its applicability is limited by the numerous possible points of difference between the subject property and other hotels that have sold in recent years. These factors may include location, access, size, services and facilities offered, market conditions, chain affiliation, market orientation, management, rate structure, age, physical condition, date of sale, the highest and best use of the land, and the anticipated profitability of the operation. Circumstances surrounding a sale, such as financing terms, tax considerations, income guarantees, sales of partial interests, duress on the part of the buyer or seller, or a particular deal structure can also cause a disparity between the sales price and pure market value. Moreover, it is often difficult to determine the marketing periods that were necessary to consummate the transactions. It is extremely difficult to quantify the appropriate adjustment factors accurately because of their number and complexity, as well as the difficulty in obtaining specific, detailed information. Any attempt to manipulate the necessary adjustments is insupportable and purely speculative.

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Because appraisers are expected to reflect the analytical processes and actions of typical buyers and sellers rather than to create a highly subjective valuation approach, the investment rationale of hotel owners is an essential consideration. As specialists in the valuation of hotels, we find that typical buyers purchase properties based on a thorough analysis of the anticipated economic benefits of property ownership, rather than on historical sales data.

In light of these factors, it is our opinion that the sales comparison approach is unsuitable for indicating a specific estimate of the subject property's market value; however, this approach may indicate a range of values that can be used to test the reasonableness of the value indicated by the income capitalization approach. Excluding the prior sale of the subject property, the sales prices range from approximately $11,400 to $31,000 per room, or $2,500,000 to $6,700,000 for the 215-unit subject property. The income capitalization approach indicates a value of $3,500,000, which falls within this range.

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12. Cost Approach

The cost approach is founded on the principle of substitution, which implies that no prudent person will pay more for a property than the amount to acquire a site and construct a building of equal desirability and utility without undue delay. This approach estimates market value by first calculating the current cost of replacing the improvements. Appropriate deductions are made for depreciation resulting from physical deterioration, functional obsolescence, and external (economic) obsolescence, and the land value is added to the depreciated replacement cost to provide an estimate of market value. The cost approach employs the following steps.

1.    The current replacement or reproduction cost is estimated.

2. Land value is estimated using techniques such as allocation, extraction, or ground rent capitalization.

3. Accrued depreciation, which can be divided into physical deterioration, functional obsolescence, and external obsolescence, is estimated.

4. Total depreciation is deducted from the subject property's replacement cost, and the land value is added to arrive at an estimate of value via the cost approach.

When forming their purchase decisions regarding existing properties, market participants tend to consider the cost of developing a new hotel with optimal physical and functional utility. External conditions, such as the depressed market for real estate (and hotels in particular), can cause a property to be worth less than its replacement cost as new. The task of estimating the loss in value resulting from incurable functional and external obsolescence is highly subjective.

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The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements age and begin to deteriorate, the loss in value resulting from physical obsolescence becomes increasingly difficult to quantify accurately. Loss in value attributable to functional obsolescence can be even more difficult to determine.

The subject property was constructed in 1973, and will be approximately twenty three years old as of the date of this appraisal. The property appeared to be in fair condition at the time of our appraisal. The depressed hotel market conditions that prevailed in the late 1980s and the early 1990s have also led to a degree of external obsolescence. In our opinion, it is impossible to identify and quantify the impact of these factors on the property's value with any accuracy, so we will only estimate the replacement cost of the subject property.

Replacement Cost

Replacement cost is the current construction cost of a building with the same utility as the subject property, but built with modern materials and according to current construction and design standards. For the purpose of estimating the replacement cost of the subject property, we have used a hotel development cost survey conducted by HVS International. This survey is published annually in a newsletter entitled The Hotel Valuation Journal, and appeared in the May, 1996, issue of Lodging Hospitality. The survey presents the range of per-room costs associated with various components of hotel development, including the improvements, the furniture, fixtures, and equipment, pre-opening expenses, and operating capital. Statistics are compiled for three broad categories of hotels: luxury, standard, and economy. The results of this survey are presented in the following table.

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Table 12-1 Hotel Development Cost Survey (Amounts per Room)
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                       Improvements   Furniture & Equipment  Pre-Opening    Operating Capital       Total           Percent Change
------------------------------------------------------------------------------------------------------------------------------------
1976
     Luxury       $32,000  -  $55,000   $5,000  - $10,000  $1,000 -  $2,000  $1,000 - $1,500   $39,000  - $68,500    ---   -   ---
     Standard      20,000  -   32,000    3,000  -   6,000     750 -   1,000     750 -  1,000    24,500  -  40,000    ---       ---
     Economy        8,000  -   15,000    2,000  -   4,000     500 -   1,000     500 -    750    11,000  -  20,750    ---   -   ---
1979
     Luxury        36,000  -   65,000    8,000  -  15,000   1,500 -   3,000   1,500 -  2,000    47,000  -  85,000    6.8   -   8.0
     Standard      25,000  -   36,000    5,000  -  10,000   1,000 -   2,000   1,000 -  1,500    32,000  -  49,500   10.2   -   7.9
     Economy       10,000  -   20,000    3,000  -   5,000     750 -   1,000     750 -  1,000    14,500  -  27,000   10.6   -  10.0
1981
     Luxury        45,000  -   80,000   10,000  -  20,000   2,000 -   3,500   2,000 -  2,500    59,000  - 106,000   12.8   -  12.4
     Standard      25,000  -   40,000    7,000  -  13,000   1,200 -   2,500   1,200 -  2,000    34,400  -  57,500    3.8   -   8.1
     Economy       13,000  -   25,000    4,000  -   7,000     700 -   1,200     900 -  1,200    18,600  -  34,400   14.1   -  13.7
1983
     Luxury        55,000  -  100,000   12,500  -  20,000   2,300 -   4,000   2,000 -  2,800    71,800  - 126,800   10.8   -   9.8
     Standard      35,000  -   50,000    9,000  -  15,000   1,400 -   3,000   1,300 -  2,200    46,700  -  70,200   17.9   -  11.0
     Economy       18,000  -   32,000    5,000  -   8,000     800 -   1,500     900 -  1,300    24,700  -  42,800   16.4   -  12.2
1985
     Luxury        60,000  -  115,000   13,400  -  30,000   3,000 -   5,000   2,100 -  3,100    78,500  - 153,100    4.7   -  10.4
     Standard      38,000  -   57,000    9,500  -  16,500   1,900 -   3,600   1,500 -  2,500    50,900  -  79,600    4.5   -   6.7
     Economy       20,000  -   36,000    5,000  -   8,800   1,000 -   1,700   1,000 -  1,500    27,000  -  48,000    4.7   -   6.1
1986
     Luxury        62,000  -  120,000   13,700  -  30,600   3,100 -   5,200   2,300 -  3,100    81,100  - 158,900    3.3   -   3.8
     Standard      39,000  -   60,000    9,700  -  16,800   2,000 -   3,800   1,500 -  2,600    52,200  -  83,200    2.6   -   4.5
     Economy       21,000  -   37,000    5,100  -   9,000   1,000 -   1,800   1,100 -  1,500    28,200  -  49,300    4.4   -   2.7
1987
     Luxury        63,000  -  122,000   13,800  -  30,900   3,300 -   5,500   2,300 -  3,200    82,400  - 161,600    1.6   -   1.7
     Standard      40,000  -   61,000    9,800  -  16,800   2,100 -   3,900   1,500 -  2,600    53,400  -  84,300    2.3   -   1.3
     Economy       21,000  -   39,000    5,200  -   9,100   1,100 -   1,800   1,100 -  1,500    28,400  -  51,400    0.7   -   4.3
1988
     Luxury        65,000  -  125,000   14,000  -  31,000   3,300 -   5,500   2,300 -  3,200    84,600  - 164,700    2.7   -   1.9
     Standard      41,000  -   63,000   10,000  -  17,100   2,100 -   3,900   1,500 -  2,600    54,600  -  86,600    2.2   -   2.7
     Economy       22,000  -   40,000    5,200  -   9,100   1,100 -   1,800   1,100 -  1,500    29,400  -  52,400    3.5   -   1.9
1989
     Luxury        66,000  -  126,000   15,000  -  32,000   3,300 -   5,500   2,300 -  3,200    86,600  - 166,700    2.4   -   1.2
     Standard      41,000  -   64,000   10,500  -  18,000   2,100 -   3,900   1,500 -  2,600    55,100  -  88,500    0.9   -   2.2
     Economy       22,000  -   40,000    5,500  -   9,700   1,100 -   1,800   1,100 -  1,500    29,700  -  53,000    1.0   -   1.1
1990
     Luxury        67,000  -  128,000   15,400  -  33,000   3,500 -   5,700   2,500 -  3,500    88,400  - 170,200    2.1   -   2.1
     Standard      42,000  -   65,000   10,800  -  18,500   2,200 -   4,000   1,600 -  2,800    56,600  -  90,300    2.7   -   2.0
     Economy       22,500  -   41,000    5,600  -  10,000   1,200 -   1,800   1,200 -  1,600    30,500  -  54,400    2.7   -   2.6
1991
     Luxury        65,000  -  122,000   14,500  -  31,500   3,700 -   5,900   2,600 -  3,600    85,800  - 163,000   (2.9)  -  (4.2)
     Standard      40,000  -   63,000   10,000  -  17,800   2,300 -   4,200   1,700 -  2,900    54,000  -  87,900   (4.6)  -  (2.7)
     Economy       21,000  -   39,000    5,000  -   9,500   1,300 -   2,000   1,300 -  1,700    28,600  -  52,200   (6.2)  -  (4.0)
1992
     Luxury        64,000  -  120,000   14,200  -  30,900   3,800 -   6,100   2,700 -  3,700    84,700  - 160,700   (1.3)  -  (1.4)
     Standard      39,000  -   62,000    9,800  -  17,400   2,300 -   4,400   1,800 -  3,000    52,900  -  86,800   (2.0)  -  (1.3)
     Economy       21,000  -   38,000    4,900  -   9,300   1,400 -   2,100   1,300 -  1,800    28,600  -  51,200    0.0   -  (1.9)
1993
     Luxury        63,000  -  119,000   14,000  -  30,500   3,900 -   6,200   2,800 -  3,800    83,700  - 159,500   (1.2)  -  (0.7)
     Standard      39,000  -   61,000    9,700  -  17,200   2,300 -   4,500   1,800 -  3,000    52,800  -  85,700   (0.2)  -  (1.3)
     Economy       21,000  -   38,000    4,900  -   9,200   1,400 -   2,100   1,300 -  1,800    28,600  -  51,100    0.0   -  (0.2)
1994
     Luxury        64,000  -  121,000   14,300  -  31,100   3,900 -   6,200   2,800 -  3,800    85,000  - 162,100    1.6   -   1.6
     Standard      40,000  -   63,000   10,000  -  17,600   2,400 -   4,600   1,800 -  3,000    54,200  -  88,200    2.7   -   2.9
     Economy       22,000  -   40,000    5,100  -   9,500   1,500 -   2,200   1,300 -  1,800    29,900  -  53,500    4.5   -   4.7
1995
     Luxury        65,000  -  124,000   14,800  -  32,300   4,100 -   6,400   2,900 -  4,000    86,800  - 166,700    2.1   -   2.8
     Standard      41,000  -   65,000   10,400  -  18,300   2,500 -   4,800   1,900 -  3,100    55,800  -  91,200    3.0   -   3.4
     Economy       23,000  -   42,000    5,400  -   9,900   1,600 -   2,300   1,300 -  1,800    31,300  -  56,000    4.7   -   4.7

                    Average Annual Compounded Percent Change:

 1976 - 1995: Luxury    4.3%  -   4.8%    1986 - 1995: Luxury     0.8%  -  0.5%
              Standard  4.4%  -   4.4%                 Standard   0.7%  -  1.0%
              Economy   5.7%  -   5.4%                 Economy    1.2%  -  1.4%

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As illustrated by the previous table, hotel development costs rose significantly during the late 1970s and the early 1980s; however, the rate of increase slowed substantially in 1987. In 1991, hotel development costs declined for the first time since 1976. Further drops of as much as 2.0% were registered in 1992. Between 1986 and 1990, average annual compounded increases ranged from 1.7% to 2.5%. Costs rose slowly (at average annual compounded rates ranging from 0.5% to 1.4%) between 1986 and 1995, largely as a result of the declines in 1991, 1992, and 1993. In 1995, hotel development costs started to escalate more rapidly, reaching 4.7% in the economy segment. As more hotels are developed, we expect costs to continue to rise.

Because the replacement cost tends to set the upper limit of a particular hotel's value, this figure is relevant to our analysis. We estimate the replacement cost of the subject property as follows, based on the development cost survey discussed earlier.

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Table 12-2 Subject Property's Replacement Cost
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                               Cost           Number of
Hotel Cost                   Per Room           Rooms          Total Cost
--------------------------------------------------------------------------------

Building                     $40,000             215           $8,600,000
FF&E                          10,000             215            2,150,000
Pre-opening                    2,500             215              537,500
Operating Capital              2,000             215              430,000
                           ---------                        -------------
  Total                      $54,500                          $11,717,500

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Ground Lease Approach to Land Valuation

Land value may be estimated either by the sales comparison approach, using comparable land sales, or by the ground lease approach, which is based on the economic value generated by an improvement that represents the property's highest and best use. Because it is unusual to find recent sales of comparable vacant land that is slated for imminent hotel development, we have used the ground lease approach to determine the subject property's land value.

Hotels are often constructed on leased land, and although lease terms differ somewhat, the basis for the rental calculation is frequently tied to a percentage of revenue. By applying a typical ground lease rental formula to the subject property's stabilized revenues, the appraiser can determine

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the hotel's economic rent, or what is also known as the income attributable to the land. Land value is then calculated by dividing the economic rent by an appropriate capitalization rate.

The self-adjusting aspect of this approach is key to its reliability. Because the rental formula is tied to a percentage of revenue that inherently reflects both the locational attributes of the site (occupancy and rate) and the allowable density of development, the resulting economic ground rent justly represents the greatest net return to the land over a given period. Because the Ramada Hotel appears to represent the highest and best use of the property, the ground lease approach is an appropriate method of determining land value.

We have researched long-term hotel ground leases in search of rental formulas that are based on a percentage of rooms revenue or on a combination of rooms, food, and beverage revenue. This analysis indicates that economic ground rents for hotels similar to the subject property typically range from 2.7% to 7.8% of rooms revenue. Although this range is quite broad, most of the formulas yield rental percentages of between 3% and 5% of rooms revenue.

After considering these comparable ground leases and the locational attributes of the subject property, we believe the appropriate economic ground rental percentage is 3% of stabilized rooms revenue. The subject property's stabilized rooms revenue has been deflated to reflect 1997 dollars. The following calculation shows the derivation of the subject property's economic ground rent.

Stabilized Rooms Revenue (1997 dollars)                    $2,384,466
Rental Percentage                                                0.03
                                                        -------------
  Economic Ground Rent                                        $71,534

Rent generated by a ground lease represents a fairly low-risk income flow. Because the tenant improvements typically amount to more than eight times the value of the land, the risk of default is low. When the ground lease terms are tied to rooms revenue, the landlord is also protected from the adverse effects of inflation. Based on these risk factors and the current cost of long-term capital, we estimate the appropriate ground rental overall capitalization rate at 10%. Applying this indicated capitalization rate to the subject property's economic ground rent yields the following estimate of land value.

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       Economic Ground Rent               $71,534             $715,340
   ---------------------------     =    -----------    =
       Capitalization Rate                  0.10

Estimated Land Value (Say)                                    $715,000

A new hotel's land value typically ranges from 10% to 20% of the overall value. The estimate of land value presented above is approximately 20% of the subject property's total value as indicated by the income capitalization approach.

Replacement Cost

Combining the replacement cost of the property with the land value yields the subject property's total replacement cost.

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Table 12-3 Total Replacement Cost
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Cost of Improvements and FF&E         $11,717,500
Land Value                                715,000
                                    -------------

Total Replacement Costs               $12,432,500

Total Replacement Costs (SAY)         $12,400,000

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If a property's replacement cost is significantly higher than the values indicated by the income capitalization and sales comparison approaches, it may indicate that an upward adjustment of these values is appropriate. This would also reduce the probability of new hotel development, which is not likely to be feasible under those conditions. This creates an effective barrier to entry for new competition, thus reducing the risk associated with the subject property's income-generating potential. An upward adjustment of the value indicated by the income capitalization approach is also justified by this barrier to entry.

We find that knowledgeable hotel buyers generally base their purchase decisions on economic factors, such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, it is our opinion that the cost approach is inapplicable in estimating the market value of the Ramada Hotel. However, we have estimated the subject property's replacement cost as new, which may set the upper limit of the hotel's value.

Hospitality Valuation Services,                           Reconciliation of
Boulder, Colorado                  Ramada Hotel           Value Indications  139
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13. Reconciliation of Value Indications

The reconciliation, which is the last step in the appraisal process, involves summarizing and correlating the data and procedures employed throughout the analysis. The final conclusion of value is arrived at after reviewing the estimates indicated by the income capitalization, sales comparison, and cost approaches. The relative significance, applicability, and defensibility of each indicated value is considered, and the greatest weight is given to that approach deemed most appropriate for the property being appraised.

The purpose of this report is to estimate the market value of the fee simple interest in the subject property. Our appraisal involves a careful analysis of the property itself and the economic, demographic, political, physical, and environmental factors that influence real estate values. Based on the data set forth in this report, the following value indications were developed.

      Approach                                        Value Indication
      --------                                        ----------------
      Income Capitalization                             $3,500,000
      Sales Comparison                            $2,500,000 to $6,700,000
      Cost (Replacement Cost)                           $12,400,000

Income Capitalization Approach

To estimate the subject property's value via the income capitalization approach, we analyzed the local market for transient accommodations, examined the competitive environment, projected occupancy and average rate levels, and developed a forecast of income and expense that reflects anticipated income trends and cost components through a stabilized year of operation. The subject property's projected net income before debt service was then allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component was calculated; the total of the mortgage and equity components equates to the value of the property.

Hospitality Valuation Services,                           Reconciliation of
Boulder, Colorado                  Ramada Hotel           Value Indications  140
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Our nationwide experience indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the hotel investors who constitute the marketplace. For this reason, we believe that the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in our final estimate of the subject property's market value.

Sales Comparison Approach

The sales comparison approach uses actual sales of similar properties to provide an indication of the subject property's value. The strength of this approach is that it measures value based on the investment decisions made by actual buyers and sellers. Although we have investigated a number of sales in an attempt to develop a range of value indications, several adjustments are necessary to render the sales prices applicable to the subject property. These adjustments, which are numerous and highly subjective, diminish the reliability of the sales comparison approach. Furthermore, we find that typical hotel investors employ a sales comparison procedure only to establish broad value parameters.

The hotel sales outlined earlier in this report indicate an adjusted value range of $11,400 to $31,000 per available room. The income capitalization approach indicates a per-room value of approximately $16,300 This information suggests that a slight upward adjustment of the value indicated by the income capitalization approach may be warranted.

Cost Approach

To estimate the subject property's value via the cost approach, we estimated the current replacement cost of the property and added the land value. We give the cost approach limited weight in arriving at a final value estimate, because knowledgeable buyers of lodging facilities generally base their purchase decisions on economic factors (such as projected net income and return on investment) rather than on a property's depreciated replacement cost.

The replacement cost estimate developed via the cost approach can help to corroborate the results of the income capitalization and sales comparison approaches to value. If the replacement cost is substantially higher or lower than the value indicated by the income capitalization approach, an upward or downward adjustment of the income capitalization approach value may be necessary. Based on the estimated replacement cost of $12,400,000, an upward adjustment of the income capitalization value is warranted.

Hospitality Valuation Services,                           Reconciliation of
Boulder, Colorado                  Ramada Hotel           Value Indications  141
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Value Conclusion

Careful consideration has been given to the strengths and weaknesses of the three approaches to value discussed above. In recognition of the purpose of this appraisal, we have given primary weight to the value indicated by the income capitalization approach and made some subjective adjustments based on the replacement cost estimate, the sales comparison approach, and our extensive experience in the hospitality industry. It is our opinion that the market value of the fee simple interest in the Ramada Hotel - Omaha, as of January 1, 1997, is:

                                   $3,600,000

                   THREE MILLION SIX HUNDRED THOUSAND DOLLARS

The estimate of market value includes the land, the improvements, and the furniture, fixtures, and equipment. The appraisal assumes that the hotel is open and operational.

This value estimate equates to roundly $16,700 per room, which is well supported by market sales and approximately 3% higher than the value indicated by the income capitalization approach. The estimate of value assumes either the availability of third-party financing or the willingness and capability of the seller to take back purchase-money financing so that a buyer can obtain the level of debt set forth in the Income Capitalization Approach section of this appraisal.

Marketing Period

Our estimate of market value assumes a marketing period of six to twelve months. Under normal economic conditions, hotels are transferred within this time frame.

Exposure Period

We believe that it would take between three and six months of exposure, at a value between $3,600,000 and $3,900,000 to sell the subject property at the concluded value.

Personal Property

In accordance with the appraisal standards set forth by the Office of the Comptroller of the Currency, it is necessary for bank appraisals to identify and value any personal property, fixtures, or intangible items that are included in the appraisal and discuss their impact on the overall estimate of market value. A hotel's income-generating ability depends on a suitable inventory of furniture, fixtures, and equipment. Removal of these items can decrease the property value by as much as the cost to replace the inventory plus the loss of income incurred while the hotel cannot function.

Hospitality Valuation Services,                           Reconciliation of
Boulder, Colorado                  Ramada Hotel           Value Indications  142
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A hotel's personal property consists of a wide variety of components, including bedroom furnishings, bathroom fixtures, restaurant and kitchen equipment, front office and accounting computers, exterior signs, and similar items. Our inspection of the Ramada Hotel indicates that the personal property and fixtures are in relatively good condition, as a portion of the hotel's inventory was replaced in years 1995 and 1996.

Based on an annual construction cost survey conducted by HVS International, we estimate the total replacement cost of the subject property's furniture, fixtures, and equipment at $10,000 per available room. Assuming an average useful life of ten years and an effective age of five years, the value of the furniture, fixtures, and equipment currently in place is approximately $5,000 per room, or a total of $1,075,000.

The Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) stipulates that "...any business interest or other intangible item should be valued separately within the appraisal."(1) Hotels have both business and real estate components; without the business expertise necessary to operate the facility, a hostelry would have little real estate value.

Because furniture, fixtures, and equipment are essential to a hotel's income-generating ability and are seldom removed from the property or sold separately, the separation of the personal property component from the real property is not particularly meaningful.

(1)   Federal Register, Vol. 55, No. 143, July 25, 1990, p. 30205.

Hospitality Valuation Services,                     Statement of Assumptions
Boulder, Colorado                  Ramada Hotel     and Limiting Conditions  143
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14. Statement of Assumptions and Limiting Conditions

1.    This report is to be used in whole and not in part.

2. No responsibility is assumed for matters of a legal nature, nor do we render any opinion as to title, which is assumed to be marketable and free of any deed restrictions and easements. The property is valued as though free and clear unless otherwise stated.

3. We assume that there are no hidden or unapparent conditions of the sub-soil or structures, such as underground storage tanks, that would render the property more or less valuable. No responsibility is assumed for these conditions or for any engineering that may be required to discover them.

4. We have not considered the presence of potentially hazardous materials such as asbestos, urea formaldehyde foam insulation, PCBs, any form of toxic waste, polychlorinated biphengyls, pesticides, or lead-based paints. The appraisers are not qualified to detect hazardous substances, and we urge the client to retain an expert in this field if desired.

5. The Americans with Disabilities Act (ADA) became effective on January 26, 1992. We have conducted no specific compliance survey to determine whether the subject property is operating in accordance with the various detailed requirements of the ADA. It is possible that the property does not conform to the requirements of the act, and this could have an unfavorable effect on value. Because we have no direct evidence regarding this issue, our estimate of value does not consider possible non-compliance with the ADA.

Hospitality Valuation Services,                     Statement of Assumptions
Boulder, Colorado                  Ramada Hotel     and Limiting Conditions  144
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6. We have made no survey of the property, and we assume no responsibility in connection with such matters. Sketches, photographs, maps, and other exhibits are included to assist the reader in visualizing the property. It is assumed that the use of the land and improvements is within the boundaries of the property described, and that there is no encroachment or trespass unless noted.

7. All information, financial operating statements, estimates, and opinions obtained from parties not employed by HVS International are assumed to be true and correct. We can assume no liability resulting from misinformation.

8. Unless noted, we assume that there are no encroachments, zoning violations, or building violations encumbering the subject property.

9. The property is assumed to be in full compliance with all applicable federal, state, local, and private codes, laws, consents, licenses, and regulations (including a liquor license where appropriate), and that all licenses, permits, certificates, franchises, and so forth can be freely renewed or transferred to a purchaser.

10. All mortgages, liens, encumbrances, leases, and servitudes have been disregarded unless specified otherwise.

11. None of this material may be reproduced in any form without our written permission, and the report cannot be disseminated to the public through advertising, public relations, news, sales, or other media.

12. We are not required to testify or appear in court by reason of this analysis without previous arrangements, and only when our standard per diem fees and travel costs are paid prior to the appearance.

13. If the reader is making a fiduciary or individual investment decision and has any questions concerning the material presented in this report, it is recommended that the reader contact us.

14. We take no responsibility for any events or circumstances that take place subsequent to either the date of value or the date of our field inspection, whichever occurs first.

Hospitality Valuation Services,                     Statement of Assumptions
Boulder, Colorado                  Ramada Hotel     and Limiting Conditions  145
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15. The quality of a lodging facility's on-site management has a direct effect on a property's economic viability and value. The financial forecasts presented in this analysis assume responsible ownership and competent management. Any departure from this assumption may have a significant impact on the projected operating results and the value estimate.

16. The estimated operating results presented in this report are based on an evaluation of the overall economy, and neither take into account nor make provision for the effect of any sharp rise or decline in local or national economic conditions. To the extent that wages and other operating expenses may advance during the economic life of the property, we expect that the prices of rooms, food, beverages, and services will be adjusted to at least offset those advances. We do not warrant that the estimates will be attained, but they have been prepared on the basis of information obtained during the course of this study and are intended to reflect the expectations of a typical hotel buyer.

17. This analysis assumes continuation of all Internal Revenue Service tax code provisions as stated or interpreted on either the date of value or the date of our field inspection, whichever occurs first.

18. Many of the figures presented in this report were generated using sophisticated computer models that make calculations based on numbers carried out to three or more decimal places. In the interest of simplicity, most numbers have been rounded to the nearest tenth of a percent. Thus, these figures may be subject to small rounding errors.

19. It is agreed that our liability to the client is limited to the amount of the fee paid as liquidated damages. Our responsibility is limited to the client, and use of this report by third parties shall be solely at the risk of the client and/or third parties. The use of this report is also subject to the terms and conditions set forth in our engagement letter with the client.

20. Appraising hotels is both a science and an art. Although this analysis employs various mathematical calculations to provide value indications, the final estimate is subjective and may be influenced by our experience and other factors not specifically set forth in this report.

Hospitality Valuation Services,                     Statement of Assumptions
Boulder, Colorado                  Ramada Hotel     and Limiting Conditions  146
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21. Any distribution of the total value between the land and improvements or between partial ownership interests applies only under the stated use. Moreover, separate allocations between components are not valid if this report is used in conjunction with any other analysis.

22. This study was prepared by Hospitality Valuation Services, divisions of H & R Valuation Services, Inc. and Hotel Consulting Services, Inc. All opinions, recommendations, and conclusions expressed during the course of this assignment are rendered by the staff of Hotel Consulting Services, Inc. as employees, rather than as individuals.

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15. Certification

We, the undersigned appraisers, hereby certify:

1. that the statements and opinions presented in this report, subject to the limiting conditions set forth, are correct to the best of our knowledge and belief;

2. that Tanya J. Pierson personally inspected the property described in this report; and Anne Lloyd-Jones, Gregory Hartmann, and Stephen Rushmore participated in the analysis and has reviewed the findings, but has not personally inspected the property;

3. that we have no current or contemplated interests in the real estate that is the subject of this report;

4. that we have no personal interest or bias with respect to the subject matter of this report or the parties involved;

5. that this report sets forth all of the limiting conditions (imposed by the terms of this assignment) affecting the analyses, opinions, and conclusions presented herein;

6. that the fee paid for the preparation of this report is not contingent upon our conclusions;

7. that this report has been prepared in accordance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute;

8. that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives;

9. that this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (as adopted by the Appraisal Foundation);

Hospitality Valuation Services,
Boulder, Colorado                  Ramada Hotel               Certification  148
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10. that no one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report;

11. that as of the date of this report, Stephen Rushmore has completed the requirements of the continuing education program of the Appraisal Institute;

12. that this appraisal is not based on a requested minimum value, a specific value, or the approval of a loan.


                                          /s/ Tanya J. Pierson
                                          --------------------------------------
                                          Tanya J. Pierson
                                          Senior Associate - HVS Denver


                                          /s/ Anne R. Lloyd-Jones
                                          --------------------------------------
                                          Anne R. Lloyd-Jones, CRE
                                          Senior Vice President - HVS New York


                                          /s/ Gregory Hartmann
                                          --------------------------------------
                                          Gregory Hartmann, CHA
                                          Managing Director - HVS Denver


                                          /s/ Stephen Rushmore
                                          --------------------------------------
                                          Stephen Rushmore, CRE, MAI, CHA
                                          President - HVS New York

TJP:ARL-J:GH:SR:dtq

Hospitality Valuation Services,
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Addendum

                               [GRAPHIC OMITTED]

                 Exterior View of Subject Property Looking North

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                               [GRAPHIC OMITTED]

                    View of Subject Property from 72nd Street

                               [GRAPHIC OMITTED]

                    View of Subject Property's Swimming Pool

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                               [GRAPHIC OMITTED]

                      View of Subject Property's Restaurant

                               [GRAPHIC OMITTED]

                              View of Meeting Room

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                               [GRAPHIC OMITTED]

                           View of Double/Double Room

                               [GRAPHIC OMITTED]

                         View of Typical Guest Bathroom

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                               [GRAPHIC OMITTED]

                View of Primary Competitor - Best Western Central

                               [GRAPHIC OMITTED]

                View of Primary Competitor - Holiday Inn Central

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                               [GRAPHIC OMITTED]

                  View of Primary Competitor - Clarion Carlisle

                               [GRAPHIC OMITTED]

                View of Primary Competitor - Sheraton Four Points

LEGAL DESCRIPTION

Lot 1, except the North 17 feet thereof, and all of Lots 2, 3, 4 and 5, in block 12, LAWNFIELD, an addition to the City of Omaha, as surveyed, plotted and recorded in Douglas County, Nebraska, more particularly described as follows:
Beginning at the Southeast corner of Lot 5, said Block 12; thence North 89(degrees)26'29" West (assumed bearings) for 298.50 feet to the Southwest corner of said Lot 5; thence North 0(degrees)00'07" West for 583.00 feet along the West line of Lots 5, 4, 3, 2, & 1, said Block 12; thence South 89(degrees)28'41" East for 298.50 feet 17.00 feet South of and parallel to the North line of Lot 1 to the East Line of Lot 1, said Block 12; thence South 0(degrees)00'00" East for 583.00 feet along the East line of Lots 1, 2, 3, 4 and 5, to the point of beginning. Contains 174,039 square feet.

Hospitality Valuation Services,
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Synopsis of Franchise and License Agreements

Date:                               October 3, 1994

Licensor:                           Ramada Franchise Systems, Inc.

Licensee:                           Omaha Nebraska Hotel Limited Partnership

Premises:                           Franchise agreement is for the Ramada Inn
                                    located at 7007 Grover Street, Omaha,
                                    Nebraska 68106

Term:                               Fifteen Years

Renewal:                            No Terms Stated

Fees:                               Initial fee of $350 per guest room;
                                    recurring fees consist of a royalty fee of 4% of gross rooms revenue (maximum), and a RINA Services Assessment Fee of 4.5% of gross rooms revenue.

                                    There is a special provision in place for the royalty fees. It states "for the period commencing with the opening date until and including December 31, 1995, the royalty payable pursuant to this agreement shall be 2.85% of gross room sales. Effective each January 1 thereafter, the royalty percentage shall increase by 0.09%, but in no event shall the royalty percentage exceed 4%."

Licensor Services:                  Ramada will maintain a computerized central
                                    reservation system. Ramada will use
                                    marketing and reservation assessments to promote public awareness and usage of system hotels by implementing advertising, promotion, publicity, market research and other marketing programs. Publish a system directory. Assure the property has a reasonable level of training.

Licensee Obligations:               Licensee must commence renovation of the
                                    facility no later than 30 days after the effective date, and complete renovation no later than ninety days after the effective date. All hotel modifications must receive
                                    Ramada's written consent.

Hospitality Valuation Services,
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                                    Licensee must also send Ramada, on the 10th day of each month, a written financial report in the form prescribed by Ramada. Exercise best efforts to maximize the good will, guest satisfaction and usage of the system and property. Licensee must comply with the system in place, legally and ethically, as well as provide lodging at a discounted rate to all Ramada employees and representatives.

Termination:                        Ramada may terminate this agreement at any
                                    time with notice for a number of reasons including, 1) if the licensee fails to submit monthly reports within 10 days after receipt of Ramada's written demand, 2) if the licensee fails to pay any amount due to Ramada, 3) if the licensee fails to remedy any other breach of its obligations, 4) if the licensee loses possession of or the right to possess all of the facility, 5) if the licensee knowingly maintains false books or records, 6) if the licensee fails to pay its debts as they fall due, 7) if the licensee makes or made a misstatement or omission of any material fact in connection with the agreement or 8) if the licensee fails to deliver within 30 days any other agreement with Ramada.

                                    Ramada may terminate this agreement without notice if the licensee violates or suffers a violation, if the facility ceases to be operated under the system after the opening date, or if the licensee contests in any court proceeding the ownership of or Ramada's right to license the system or the validity of any of the marks. In addition if any involuntary proceeding in bankruptcy is filed, the license is dissolved.

                                    If the facility suffers a casualty such that the facility cannot continue to operate in a normal course of business, licensee shall promptly notify Ramada in writing of such casualty. If the licensee plans to restore, rebuild and refurbish the facility, it must be completed within 180 days, or it elects to terminate the license. If condemnation occurs, then the license will be deemed terminated on the date the facility is taken over by the condemning authority.

                                    The licensee shall have the right to
                                    terminate this agreement at any time after the seventh anniversary of the opening date, provided that the licensee is not then in default of the agreement, and provides Ramada with at least 60 days advance notice and pays to Ramada a fee equal to $100 per guest room.

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Synopsis of Hotel Management Agreement

Date:                               October 1, 1994

Owner:                              Omaha Nebraska Hotel Limited Partnership

Manager:                            Remington Hospitality, Inc.

Premises:                           Management agreement is for the Ramada Inn,
                                    located at 7007 Grover Street, Omaha,
                                    Nebraska 68106

Term:                               Fifteen Years

Renewal: May be renewed by the manager for each of two successive periods of five fiscal years. Notice of renewal must be given six months prior to the expiration of the current term.

Management Fee:                     A sum equal to three percent of the gross
                                    revenues for each accounting period, payable monthly.

Reserve for Replacement:            The manager shall establish a reserve
                                    account on the property's books of account to cover the cost of 1) replacement and renewals to the FF&E, and 2) certain non-routine repairs and maintenance.

                                    For each fiscal year, the capital
                                    improvement reserve shall be an amount equal to 3% of the premises gross revenues or in such other amount agreed to by owner and manager. All changes, repairs, renewals or replacements shall be the property of the owner. The manager is responsible for preparing a budget of necessary expenditures of replacement for approval by the owner.

Hospitality Valuation Services,
Boulder, Colorado                  Ramada Hotel                         Addendum
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Termination:                        Upon the occurrence of any of such events of
                                    default, the non-defaulting party may give the defaulting party notice of intention to terminate the agreement and upon the expiration of thirty days from the date of such notice, this agreement shall terminate.

                                    In the event that the agreement is
                                    terminated, the manager shall be entitled to receive any and all amounts due to the manager under the agreement through and prorated to the date of termination.

Hospitality Valuation Services,
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Explanation of the Simultaneous Valuation Formula

The algebraic equation known as the simultaneous valuation formula, which solves for the total property value using a ten-year mortgage and equity technique, was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."1

The process of solving for the value of the mortgage and equity components begins by deducting the annual debt service from the projected income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value using the terminal capitalization rate. The equity residual, which is the total reversionary value less the mortgage balance at that point in time and less any brokerage and legal costs associated with the sale, is discounted to the date of value at the equity yield rate. The net income to equity for each projection year is also discounted back to the date of value. The sum of these discounted values equals the value of the equity component. Because the equity component comprises a specific percentage of the total value, the value of the mortgage and the total property can be computed easily. This process can be expressed in two algebraic equations that set forth the mathematical relationships between the known and unknown variables using the following symbols.

(17) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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NI   =   Net income available for debt service

V    =   Value

M    =   Loan-to-value ratio

f    =   Annual debt service constant

n    =   Number of years in the projection period

de   =   Annual cash available to equity

dr   =   Residual equity value

b    =   Brokerage and legal cost percentage

P    =   Fraction of the loan paid off during the projection period

fp   =   Annual constant required to amortize the entire loan during the projection period

Rr   =   Overall terminal capitalization rate that is applied to net income to calculate the total property reversion (sales price at the end of the projection period)

1/Sn =   Present worth of $1 factor (discount factor) at the equity yield rate

Using these symbols, the following formulas can be used to express some of the components of this mortgage and equity valuation process.

Debt Service - A property's debt service is calculated by first determining the mortgage amount that equals the total value (V) multiplied by the loan-to-value ratio (M). Debt service is derived by multiplying the mortgage amount by the annual debt service constant (f). The following formula represents debt service.

                            f x M x V = Debt Service

Net Income to Equity (Equity Dividend) - The net income to equity (de) is the property's net income before debt service (NI) less debt service. The following formula represents the net income to equity.

                              NI - (f x M x V) = de

Reversionary Value - The value of the hotel at the end of the tenth year is calculated by dividing the 11th-year net income before debt service (NI^11) by

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the terminal capitalization rate (Rr). The following formula represents the property's tenth-year reversionary value.

                         (NI^11/Rr) = Reversionary Value

Brokerage and Legal Costs - When a hotel is sold, certain costs are associated with the transaction. Normally, the broker is paid a commission and the attorney collects legal fees. In the case of hotel transactions, brokerage and legal costs typically range from 1% to 4% of the sales price. Because these expenses reduce the proceeds to the seller, they are usually deducted from the reversionary value in the mortgage and equity valuation process. Brokerage and legal costs (b), expressed as a percentage of reversionary value (NI^11/Rr), are calculated by application of the following formula.

                     b(NI^11/Rr) = Brokerage and Legal Costs

Ending Mortgage Balance - The mortgage balance at the end of the tenth year must be deducted from the total reversionary value (debt and equity) in order to determine the equity residual. The formula used to determine the fraction of the loan remaining (expressed as a percentage of the original loan balance) at any point in time (P) takes the annual debt service constant of the loan over the entire amortization period (f) less the mortgage interest rate (i), and divides it by the annual constant required to amortize the entire loan during the ten-year projection period (fp) less the mortgage interest rate. The following formula represents the fraction of the loan paid off (P).

                              (f - i)/(fp - i) = P

If the fraction of the loan paid off (expressed as a percentage of the initial loan balance) is P, then the remaining loan percentage is expressed as 1 - P. The ending mortgage balance is the fraction of the remaining loan (1 - P) multiplied by the initial loan amount (M x V). The following formula represents the ending mortgage balance.

                                 (1 - P) x M x V

Equity Residual Value - The value of the equity upon the sale at the end of the projection period (dr) is the reversionary value less the brokerage and legal costs and the ending mortgage balance. The following formula represents the equity residual value.

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               (NI^11/Rr) - (b(NI^11/Rr) - ((1 - P) x M x V) = dr

Annual Cash Flow to Equity - The annual cash flow to equity consists of the equity dividend for each projection year plus the equity residual at the end of the tenth year. The following formula represents the annual cash flow to equity.

                            NI^1 - (f x M x V) = de^1

                            NI^2 - (f x M x V) = de^2

                           NI^10 - (f x M x V) = de^10

               (NI^11/Rr) - (b(NI^11/Rr) - ((1 - P) x M x V) = dr

Value of the Equity - If the initial mortgage amount is calculated by multiplying the loan-to-value ratio (M) by the property value (V), then the equity value is one minus the loan-to-value ratio multiplied by the property value. The following formula represents the value of the equity.

                                    (1 - M) V

Discounting the Cash Flow to Equity to the Present Value - The cash flow to equity in each projection year is discounted to the present value at the equity yield rate (1/S^n). The sum of these cash flows is the value of the equity (1 -
M) V. The following formula represents the calculation of equity as the sum of the discounted cash flows.

                     (de^1 x 1/S^1) + (de^2 x 1/S^2) + . . .
                 + (de^10 x 1/S^10) + (dr x 1/S^10) = (1 - M) V

Combining the Equations: Annual Cash Flow to Equity and Discounting the Cash Flow to Equity to the Present Value - The last step is to arrive at one overall equation that shows that the annual cash flow to equity plus the yearly discounting to the present value equals the value of the equity.

       ((NI^1 - (f x M x V)) 1/S^1) + ((NI^2 - (f x M x V)) 1/S^2) + . . .

                        ((NI^10 - (f x M x V)) 1/S^10) +

      (((NI^11/Rr) - (b(NI^11/Rr)) - ((1 - P) x M x V)) 1/S^10) = (1 -M) V

Because the property's value (V) is the only unknown, this equation can be solved readily.

Hospitality Valuation Services,
Boulder, Colorado                 Ramada Hotel    Simultaneous Valuation Formula
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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Ten-Year Projection of Income and Expense - Because the fixed and variable forecast of income and expense is carried out only to the stabilized year, it is necessary to continue the projection to the 11th year. In most cases, net income before debt service beyond the stabilized year is projected at an assumed inflation rate. By increasing a property's revenue and expenses at the same rate of inflation, net income remains constant as a percentage of total revenue, and the dollar amount escalates at the annual inflation rate. Hotel investors are currently using inflation rates of approximately 3.5% annually. The ten-year forecast of income and expense illustrates the subject property's net income, which is assumed to increase by 3.5% annually subsequent to the hotel's stabilized year of operation.

Solving for Value Using the Simultaneous Valuation Formula - In the case of the subject property, the following known variables have been determined.

================================================================================
Table 1: Summary of Known Variables
--------------------------------------------------------------------------------

Annual Net Income                          NI              See Ten-Year Forecast
Loan-To-Value Ratio                        M                       70.0%
Interest Rate                              i                        9.5%
Debt Service Constant                      f                    0.111856
Equity Yield                               Ye                      22.0%
Brokerage and Legal Fees                   b                        3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years         fp                   0.155277
Terminal Capitalization Rate               Rr                      12.0%

--------------------------------------------------------------------------------

The following table illustrates the present worth of a $1 factor at the 22% equity yield rate.

Hospitality Valuation Services,
Boulder, Colorado                 Ramada Hotel    Simultaneous Valuation Formula
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     HVS
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INTERNATIONAL
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Table 2: Present Worth of $1 Factor at the Equity Yield Rate
--------------------------------------------------------------------------------

                   Calendar Year           Present Worth of $1
                      Ending:                 Factor @ 22.0%
                   ----------------------------------------------

                       1997                     0.819639
                       1998                     0.671808
                       1999                     0.550640
                       2000                     0.451326
                       2001                     0.369924
                       2002                     0.303205
                       2003                     0.248518
                       2004                     0.203695
                       2005                     0.166957
                       2006                     0.136844

--------------------------------------------------------------------------------

Using these known variables, the following intermediary calculations must be made before applying the simultaneous valuation formula. The fraction of the loan paid off during the projection period is calculated as follows.

            P = (0.111856 - 0.095 ) / (0.155277 - 0.095 ) = 0.279638

The annual debt service is calculated as f x M x V.

                 (f x M x V)= 0.111856 x 0.70 x V = 0.078299 V

Inserting the known variables into the hotel valuation formula produces the following.

                      ( 385,000 - 0.078299 V ) x 0.819672 +
                      ( 433,000 - 0.078299 V ) x 0.671862 +
                      ( 443,000 - 0.078299 V ) x 0.550707 +
                      ( 458,000 - 0.078299 V ) x 0.451399 +
                      ( 471,000 - 0.078299 V ) x 0.369999 +
                      ( 486,000 - 0.078299 V ) x 0.303278 +
                      ( 498,000 - 0.078299 V ) x 0.248589 +
                      ( 513,000 - 0.078299 V ) x 0.203761 +
                      ( 529,000 - 0.078299 V ) x 0.167017 +
                      ( 544,000 - 0.078299 V ) x 0.136899 +

             ((( 563,000 / 0.120 ) - ( 0.03 x ( 563,000 / 0.120 )) -
           (( 1 - 0.279638 ) x 0.70 x V)) x 0.136899 ) = (1 - 0.70 ) V

Like terms are combined as follows.

                          $2,393,027 - 0.376214 V = (1 - 0.70)V
                                       $2,393,027 = 0.67621 V
                                                V = $2,393,027 / 0.67621
                                                V = $3,538,863

           Total Property Value as Indicated by
            the Income Capitalization
            Approach (Say)                        = $3,500,000

HVS International, Boulder, Colorado          Qualifications of Tanya J. Pierson
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Tanya J. Pierson

Employment
1994 to present                   HVS INTERNATIONAL
                                  (Division of H & R Valuation Services, Inc.)
                                  Boulder, Colorado

1993-1994                         TABLE MOUNTAIN INN
                                  Golden, Colorado

1993                              RICHFIELD HOTEL MANAGEMENT
                                  Denver, Colorado

1992-1993                         HOTEL BOULDERADO
                                  Boulder, Colorado

1991                              CAESARS TAHOE
                                  Stateline, Nevada

1990                              LA QUINTA MOTOR INN
                                  Denver, Colorado

Memberships and                   Eta Sigma Delta
Affiliations                      University of Denver, CO

Education                         BSBA, University of Denver
                                  Denver, Colorado

HVS International, Boulder, Colorado          Qualifications of Tanya J. Pierson
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Examples of Corporate and
Institutional Clients Served

Aldrich, Eastman & Waltch, L.P.
Bank of Boston
BHA Stonehouse Association
Columbia Sussex
Concept Restaurants, Inc.
Credit Lyonnaise
HEI Hotels
Host Marriott
Independence Bank One of California
Investco
ITT Sheraton Corporation
Kirsch Hotels, Inc.
Larken, Inc.
Lehman Brothers
Lexington Mortgage
Manor Care
Nomura Asset Capital Corp.
Shaner Hotel Group
Servico, Inc.
Skopbank
Stonebridge Development Corp.
Snow Goose Investments
US Bancorp
White Lodging Services
Walker Field Airport Authority

Examples of Properties
Appraised or Evaluated

Alabama
Holiday Inn, Dothan
Hampton Inn, Dothan
Holiday Inn Express, Gasden
Clarion Hotel, Mobile

Arizona
Sheraton El Conquistador, Tucson
Proposed Comfort Suites, Tucson
Ramada, Palo Verde, Tucson

Caribbean
Hyatt Regency St. John, USVI
Sands Hotel & Casino, Pureto Rico
Aruba Marriott Resort & Casino
 - Aruba

HVS International, Boulder, Colorado          Qualifications of Tanya J. Pierson
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Examples of Properties
Appraised or Evaluated
(continued)

Colorado
Lodge at Vail, Vail
Proposed Village Hotel, Boulder
Ramada Inn Denver West, Golden
Proposed Residence Hotel, Golden
Proposed Interlocken
- Conference Resort, Broomfield
Proposed Hotel, Grand Junction
Hyatt Regency Beaver Creek, Avon
Ramada Ltd., Northglenn
Clarion Harvest House, Boulder
Proposed Courtyard by Marriott, Golden
Table Mountain Inn, Golden
Hampton Inn, Colorado Springs
Proposed Westin, Telluride
Sheraton Denver West, Lakewood
Proposed Comfort Suites, Westminster

Florida
Proposed Residence Inn, Naples

Georgia
Holiday Inn West, Augusta
Holiday Inn Gordon Highway, Augusta
Days Inn Downtown, Augusta

Idaho
Red Lion Downtowner, Boise
Shilo Inn, Idaho Falls
Red Lion Riverside, Boise
Shilo Inn Riverside, Boise

Illinois
Wyndham Garden, Naperville
Holiday Inn, Itasca
Holiday Inn, Glen Ellyn


Indiana
Proposed Residence Inn, Bloomington
Proposed Full Service Hotel, Ft. Wayne

HVS International, Boulder, Colorado          Qualifications of Tanya J. Pierson
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Examples of Properties
Appraised or Evaluated

Iowa
Best Western Metro, Council Bluffs

Kansas
Holiday Inn, Lawrence
Proposed MainStay Suites, Lawrence
Holiday Inn, Manhattan

Louisiana
Quality Inn Metairie
Comfort Inn, Baton Rouge

Michigan
Holiday Inn, Southfield
Courtyard by Marriott, Warren
Courtyard by Marriott, Dearborn
Courtyard by Marriott, Troy
Courtyard by Marriott, Southfield
Comfort Inn, Traverse City
Quality Inn, Plymouth
Fairfield Inn, Auburn Hills
Fairfield Inn, Warren
Fairfield Inn, Madison Heights
Fairfield Inn, Canton
Fairfield Inn, Romulus

Minnesota
Wyndham Garden, Bloomington
Holiday Inn, St. Paul


Missouri
Radisson Hotel Airport, St. Louis
Comfort Inn, St. Louis

HVS International, Boulder, Colorado          Qualifications of Tanya J. Pierson
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Examples of Properties
Appraised or Evaluated
(continued)

Nebraska
Sheraton Inn, Omaha
Best Western Central, Omaha
Ramada Inn, Omaha
North Carolina
Days Inn RTP, Raleigh
Best Western, Charleston

Ohio
Holiday Inn Coliseum, Richfield

Pennsylvania
Holiday Inn, Greentree
Holiday Inn, Pittsburgh

Texas
Courtyard by Marriott North, Austin
Proposed Courtyard by Marriott,
 - South, Austin
Comfort Inn, Amarillo
Crowne Plaza, Amarillo
Holiday Inn Express, Amarillo
Days Inn, Amarillo

Utah
Hilton, Salt Lake City
Olympia Park, Park City
Quality Inn Midvalley, Salt Lake City
University Park Hotel & Suites, Salt Lake City
Comfort Inn Airport, Salt Lake City

HVS International, Boulder, Colorado          Qualifications of Tanya J. Pierson
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Examples of Properties
Appraised or Evaluated
(continued)

Virginia
Holiday Inn, Covington
Holiday Inn, Lexington
Super 8, Wayensboro
Super 8, Lexington
Super 8, Radford
Super 8, Norton
Sheraton Roanoke Airport, Roanoke
Holiday Inn, Salem
Super 8 Harrisonburg
Super 8 Roanoke
Super 8, Christiansburg
Proposed MainStay Suites, Roanoke

Wyoming
Proposed Resort, Teton Village

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================
Anne R. Lloyd-Jones, CRE

Employment

1982 to present            HVS INTERNATIONAL
                           Mineola, New York
                           (Hotel/Motel Valuations, Market Studies,
                           Feasibility Reports, and Investment Counseling)

1981                       FAIRMONT HOTEL
                           Dallas, Texas

1979 - 1980                SAGA FOOD SERVICE
                           SWARTHMORE COLLEGE
                           Swarthmore, Pennsylvania

1977 - 1980                DARANNE CATERERS
                           Swarthmore, Pennsylvania


Professional Affiliations  American Society of Real Estate Counselors -
                             Member (CRE)
                           Appraisal Institute - Candidate for Membership Cornell Society of Hotelmen

Education

                           MPS - School of Hotel Administration,
                             Cornell University

                           BA - Swarthmore College

                           Appraisal Institute
                             Course 1A1 - Real Estate Appraisal Principles Course 1A2 - Basic Valuation Procedures
                             Course 1BA - Capitalization Theory and Techniques,
                                          Part A
                             Course 1BB - Capitalization Theory and Techniques,
                                          Part B
                             Course 2-1 - Case Studies in Real Estate Valuation Course 2-3 - Standards of Professional Practice Course 3-1 - Report Writing

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================


Examples of Corporate and Institutional Clients Served

Chase Manhattan Bank, N. A.
Chemical
Citibank
Doubletree Hotels
Great Western Bank
Holiday Inns, Inc.
Interstate Hotels
Metropolitan Life
MassMutual
Marriott Corporation
Morgan Guaranty Trust
North Carolina National Bank
Paine Inc.
Salomon Inc.
Sheraton Hotels
Union Bank
Winegardner & Hammons
Wyndham Hotel Company


Hotel Chains and Management Companies Appraised or Evaluated

Doubletree Hotels
Compri Hotels
Interstate Hotels
Fairmont Hotels
Guest Quarters
Hilton Hotels Corporation
Omni International Hotels
Ramada Hotel Corp.
Servico Hotel Corp.
Winegardner & Hammons


Appearance as an Expert Witness

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Jefferson City, Missouri
Federal Bankruptcy Court, Columbia, South Carolina
Federal Bankruptcy Court, Houston, Texas
Federal Bankruptcy Court, New York, New York
Federal Bankruptcy Court, San Bernardino, California
Federal Bankruptcy Court, Los Angeles, California
Federal Bankruptcy Court, Charlotte, North Carolina
Federal Bankruptcy Court, Miami, Florida
Federal District Court, Central Division, Salt Lake City, Utah
Iowa District Court, Story County, Iowa
Texas District Court, Harris County, Texas
Federal Bankruptcy Court, Tampa, Florida
Utah District Court, Salt Lake County, Utah

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Examples of Hotels Appraised or Evaluated

Arizona
- Wyndham Garden Hotel, Chandler
- Wyndham Garden Hotel - Airport, Phoenix
- Wyndham Garden Hotel - Union Hills, Phoenix
- Canyon Ranch Spa & Fitness Resort, Tucson

Alabama

- Holiday Inn, Birmingham
- Proposed Sheraton, Gulf Shores
- Proposed Inn, Mobile
- Holiday Inn, Sheffield

California
- Industry Hills Sheraton Hotel, City of Industry
- Piccadilly Inn, Fresno
- Proposed Inn at Foss Creek, Healdsburg
- Sunset Towers Hotel, Hollywood
- Proposed La Quinta, Irvine
- Wyndham Garden Hotel, La Jolla
- Days Inn, La Palma
- Proposed Marriott Courtyard, Palm Springs
- Proposed Club Hilton Hotel, Pleasanton
- Center Pointe Development, San Diego
- Holiday Inn-Embarcadero, San Diego
- Holiday Inn-Harbor View, San Diego
- Seven Seas Lodge, San Diego
- Proposed Fountaingrove Inn, Santa Rosa
- Sheraton Round Barn Inn, Santa Rosa
- Wyndham Garden Hotel, Sunnyvale
- Westlake Plaza Hotel, Thousand Oaks
- Proposed Marriott Courtyard, Torrance

Colorado
- Proposed Hotel, Keystone

Connecticut
- Holiday Inn, Milford
- Holiday Inn, New Britain

District of Columbia
- Grand Hotel, Washington
- Wyndham Bristol Hotel, Washington

Florida
- Kon Tiki Village, Kissimmee
- Sheraton Lakeside, Kissimmee
- Holiday Inn, 22nd Street, Miami Beach
- Holiday Inn, 87th Street, Miami Beach
- Holiday Inn, 180th Street, Miami Beach
- Sheraton Resort & Marina, St. Petersburg
- Hilton Hotel, Singer Island
- Royce Hotel, West Palm Beach

Georgia
- Marriott Hotel, Atlanta
- Wyndham Garden Hotel, Atlanta
- Holiday Inn, Brunswick
- Holiday Inn, Jekyll Island
- Mullberry Inn, Savannah
- Royal Savannah Inn, Savannah

Hawaii
- Hobron in Waikiki, Honolulu

Idaho
- Holiday Inn, Boise
- Red Lion Inn, Boise
- Super 8, Boise

Illinois
- Ramada Inn, Bloomington
- Proposed Marriott Courtyard, Glenview
- Wyndham Garden Hotel, Naperville

Indiana
- Holiday Inn, Bloomington
- Inn at the Four Winds, Bloomington
- Ramada Inn, Bloomington
- Hilton Hotel, Fort Wayne
- Airport Hilton Inn, Indianapolis
- Hilton at the Circle, Indianapolis

Iowa
- Holiday Inn, Ames
- Proposed Fairfield Inn, Des Moines

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Examples of Hotels Appraised or Evaluated (continued)

Kentucky
- Proposed Super 8, London
- Proposed Super 8, Radcliff

Louisiana
- Sheraton Inn, Kenner
- Hotel Meridien, New Orleans

Maine
- Proposed Hotel, Old Orchard Beach

Maryland
- Brookshire Hotel, Baltimore
- Lord Baltimore Hotel, Baltimore
- Hyatt Regency, Bethesda

Massachusetts
- Proposed Marriott Courtyard, Andover
- Hyatt Regency, Cambridge
- Proposed Hotel, Franklin
- Sheraton Inn, Hyannis
- Marriott Hotel, Worcester

Michigan
- Bay Valley Inn, Bay City
- Hilton Airport, Detroit
- Westin Renaissance Center, Detroit
- Hotel Pontchartrain, Detroit
- Proposed Embassy Suites, Lansing
- Hilton Inn, Northfield
- Holiday Inn, Saginaw

Minnesota
- Wyndham Garden Hotel, Bloomington
- Marriott Hotel, Minnetonka

Missouri
- Inn at Grand Glaize, Osage Beach
- Bel Air Hilton, St. Louis
- Holiday Inn Riverfront, St. Louis

Nebraska
- Holiday Inn Airport, Lincoln
- Holiday Inn Northeast, Lincoln

Nebraska (continued)
- Marriott Hotel, Omaha
- Ramada Inn, Omaha
- Red Lion Inn, Omaha

Nevada
- Proposed Super 8, Las Vegas

New Jersey
- Ramada Inn, Edison
- Marriott Hotel, Hanover
- Headquarters Plaza, Morristown
- Hyatt Regency, New Brunswick
- Holiday Inn, North Brunswick

New York
- Hilton Hotel, Albany
- Proposed Embassy Suites, Amherst
- Holiday Inn Arena, Binghamton
- Holiday Inn SUNY, Binghamton
- Proposed Hotel, Binghamton
- Proposed Hilton, Brooklyn
- Marriott Hotel, Dewitt
- Metropole Hotel, Flushing
- Midway Hotel, Flushing
- Ramada Inn, Kingston
- Royce Hotel, La Guardia
- Holiday Inn, Latham
- Proposed Crowne Plaza, Manhattan
- Proposed Prince Street Hotel, Manhattan
- Proposed Roslyn Inn, Roslyn
- Proposed Le Richmonde, Rye Brook
- Hilton Hotel, Syracuse
- Hotel Syracuse, Syracuse
- Proposed Hotel, Watertown

North Carolina
- Proposed Inn, Chapel Hill
- Proposed Indep. Center Marriott Hotel,
    Charlotte
- Royce Hotel, Charlotte
- Howard Johnson's North, Charlotte
- Holiday Inn West, Durham

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Examples of Hotels Appraised or Evaluated (continued)

Ohio
- Proposed Hyatt Hotel, Cleveland
- Proposed Marriott Hotel, Cleveland

Oregon
- Holiday Inn Airport, Portland
- Holiday Inn South, Portland

Pennsylvania
- Quality Inn, Allentown
- Holiday Inn, Bensalem
- Proposed Marriott Courtyard, Devon
- Proposed Lafayette Inn, Easton
- Ramada Inn, Erie
- Holiday Inn, Harrisburg
- Marriott Hotel, Harrisburg
- Proposed Super 8, Harrisburg
- Proposed Super 8, Lancaster
- Holiday Inn West, Monroeville
- Days Inn Philadelphia
- Franklin Plaza Hotel, Philadelphia
- Franklin Towne EconoLodge, Philadelphia
- Guest Quarters Hotel, Philadelphia
- Hilton Inn, Northeast, Philadelphia
- Marriott Airport Hotel, Philadelphia
- Holiday Inn Greentree, Pittsburgh
- Holiday Inn Parkway East, Pittsburgh
- Holiday Inn North, Pittsburgh
- Holiday Inn Parkway West, Pittsburgh
- Proposed Hotel, Pittsburgh
- Royce Hotel, Pittsburgh
- Westin William Penn Hotel, Pittsburgh
- Hilton Hotel, Scranton
- Proposed Marriott Courtyard, Valley Forge
- Holiday Inn Meadowlands, Washington
- Ramada Inn, York
- Proposed Super 8, York

Rhode Island
- Proposed Hotel, Providence
- Omni Biltmore Hotel, Providence

South Carolina
- Proposed Charleston Center Hotel, Charleston
- Proposed Cooper River Inn, Charleston
- Howard Johnson's, Spartanburg
- Proposed Middleton Inn and
    Conference Center, Charleston
- Best Western, North Charleston
- Proposed Marriott Courtyard, Columbia
- Fairfield Inn, Florence
- Holiday Inn, Florence
- Fairfield Inn, Greenville
- Proposed Marriott Courtyard, Greenville
- Fairfield Inn, Hilton Head
- Holiday Inn, Hilton Head

Tennessee
- Hampton Inn, Brentwood
- Proposed Marriott Courtyard, Brentwood
- Howard Johnson's, Chattanooga
- Sheraton Hotel, Chattanooga
- Howard Johnson's, Knoxville
- Proposed Capital Mall Convention Center Hotel,
    Nashville
- Clarion Maxwell House, Nashville
- Holiday Inn Briley Parkway, Nashville
- Proposed Marriott Courtyard, Nashville
- Sheraton Music City, Nashville
- Stouffer's Nashville Hotel, Nashville
- Proposed Super 8, Nashville
- Union Station Hotel, Nashville
- Wyndham Garden Hotel, Nashville
- Proposed Super 8, Union City

Texas
- Proposed Marriott Courtyard, Addison
- Proposed Marriott Courtyard, Arlington
- La Mansion, Austin
- Proposed Marriott Courtyard, Bedford
- Airport Hilton, El Paso
- Hotel Meridien, Houston
- Sheraton Hotel, Houston
- Proposed Marriott Courtyard, Las Colinas
- Proposed Marriott Courtyard, North Dallas
- La Mansion Del Norte, San Antonio
- La Mansion Del Rio, San Antonio

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
--------------------------------------------------------------------------------

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INTERNATIONAL
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================================================================================

Examples of Hotels Appraised or Evaluated (continued)

Texas (cont'd)
- Proposed Marriott Courtyard, San Antonio
- Proposed Marriott Courtyard - Medical Center,
    San Antonio

Utah
- Deer Valley Resort, Park City
- Hilton Inn, Salt Lake City
- Holiday Inn, Salt Lake City
- Sheraton Hotel, Salt Lake City

Virginia
- Mountain Lake Hotel, Blacksburg
- Howard Johnson's, Bristol
- Boars Head Inn, Charlottesville
- Proposed Fairfield Inn, Hampton
- Proposed Embassy Suites, Herndon
- Ramada Renaissance, Herndon
- Proposed Marriott Courtyard, Manassas
- Omni Hotel, Norfolk
- Proposed Marriott, Norfolk
- Howard Johnson's, Richmond
- Howard Johnson's, Roanoke
- Howard Johnson's, Roanoke Rapids
- Wyndham Hotel, Williamsburg

Washington
- Wyndham Garden Hotel, Bothell
- Redmond Hotel, Redmond
- Wyndham Garden Hotel, SeaTac

West Virginia
Proposed Budget Motel, Princeton

Wisconsin
- Proposed Granada Royale, Green Bay
- Holiday Inn-Downtown, Green Bay

Canada
- Inn on the Park, Toronto

Puerto Rico
- Carib Inn, San Juan

Virgin Islands
- Virgin Grand Beach Hotel, St. Thomas

Jamaica
- Holiday Inn, Montego Bay

HVS International, Boulder, Colorado     Qualifications of Gregory Hartmann, CHA
--------------------------------------------------------------------------------

=============                                      HVS International
     HVS                                           4730 Walnut Street, Suite 201
-------------                                      Boulder, Colorado 80301
INTERNATIONAL                                      303-443-3933
=============


================================================================================


Gregory Hartmann, CHA

Employment
1993 to present                   HVS International
                                  (Division of H & R Valuation Services, Inc.)
                                  Managing Director
                                  Boulder, Colorado

1986-1993                         HOSPITALITY VALUATION SERVICES
                                  (Division of Hotel Appraisals, Inc.)
                                  Senior Vice President
                                  Mineola, New York

1985                              ISLANDSITES, LTD.
                                  Hempstead, New York

1984                              GARDEN CITY HOTEL
                                  Garden City, New York

1983                              SHERATON SMITHTOWN INN
                                  Smithtown, New York

1982                              NORTH HILLS COUNTRY CLUB
                                  Manhasset, New York

1981                              DORAL TUSCANY HOTEL
                                  Manhattan, New York

Professional Affiliations         Appraisal Institute - Candidate for
                                     Membership, MAI Designation
                                  Licensed Real Estate Salesperson
                                  Cornell Society of Hotelmen
                                  Certified Hotel Administrator - American Hotel
                                     & Motel Association
                                  Licensed and Certified General Appraiser
                                  National Golf Foundation
                                  Colorado Ski Country
                                  National Ski Area Association

HVS International, Boulder, Colorado     Qualifications of Gregory Hartmann, CHA
--------------------------------------------------------------------------------

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     HVS
-------------
INTERNATIONAL
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================================================================================

Education
     BS - School of Hotel Administration, Cornell University

Appraisal Institute
     Course 1A1 - Real Estate Appraisal Principles
     Course 1A2 - Basic Valuation Procedures
     Course 1BA - Capitalization Theory and Techniques, Part A
     Course 1BB - Capitalization Theory and Techniques, Part B
     Course 2-1- Case Studies in Real Estate Valuation
     Course 2-2 - Report Writing and Valuation Analysis
     Course SPP - Standards of Professional Practice
     Certified General Appraiser - New York State

List of Teaching and
     Lecture Assignments

     Appraisal Institute of Canada/Institut Canadien des Evaluateurs Cornell University - Center for Professional Development
     Mortgage Bankers Association of America
     New York University
     Nassau Community College
     University of Colorado - International Marketing
     Hospitality Breakfast Series - Dallas and Denver


Published Articles

Lodging Hospitality

Hotel Business News
"How to Discourage Hotel Overbuilding," April 1987
"HVS Study on Residence Inn: Dominant Brand Sets Pace for Hot Hotel Segment," May 21-June 6, 1996


Hospitality Valuation Journal

"Caribbean Treasures," April 1991
"Examining the Dynamics of the United States Ski Industry,"
Spring/Summer 1995
"Segmenting Latin America," June 1993 Investment Conference Issue

Lodging

"Red Hot Extended Stay," April 1996

National Real Estate Investor

"The Value of Extended Stay," May 1996

The Real Estate Finance Journal

"Economy All-Suite Hotels 'Check In' for An Extended Stay," Summer 1996

Workouts & Asset Management Review

"New Options for Lenders with Hotel REO"


Published Books

Monograph
Market Study and Demand Analysis, San Antonio, Texas

HVS International, Boulder, Colorado     Qualifications of Gregory Hartmann, CHA
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Example: of Corporate and
Institutional Client: Served

AIG Life Insurance Company
AIG Real Estate Investment &
  Management Co., Inc.
Bank of New England
Bank One
Bankers Trust Company
Banque Indosuez
Bear Stearns
BT Securities
Canada Life Insurance Company
Canyon Ranch
Citicorp
Citizens Bank
City of Denver
Colonial Investment Management
Columbia Sussex Corporation
Column Financial
Concord Commercial
Crown Life Insurance Company
CT Investments, Inc.
Days Inn of America
Divi Hotels and Resorts
DLJ
Equitable
First Chicago
Fleet Bank
Government Development
  Bank of Puerto Rico
Hilton Inns, Inc.
Hines Interests
Holiday Corporation
Hong Kong - Shanghai Bank
Hospitality Properties Trust
Host Marriott Corporation
Interlocken
ITT Sheraton Corporation
John Hancock
J.P. Morgan
Kawasaki Leasing, Intl., Inc.
Korea First Bank
Krisch Hotels
La Quinta, Inc.
Larkin, Inc.
Lehman Brothers
Lepercq Development
Lexington Management
Lincoln National Ins. Co.
Management Operations, Inc.
Marine Midland
Marriott Corporation
Massachusetts Bay Transit
  Authority
Metropolitan Life Ins. Co.
Morgan Stanley
Motels of America
Mutual Benefit Company
National Hospitality Corporation
Nippon Credit
Nomura Asset Capital Corp.
Nomura Securities International
Northern Telecom International
Ocwon Financial
Omni Hotels
Owensboro National Bank
Palmer Group
Peers & Company
Perini Land Development
Prime Hospitality
Prospect Park Savings Bank
Quorum Hotels & Resorts
Red Lion Inns
Residence Inn Company
Richfield Hospitality
Salomon Brothers, Inc.
Salt Lake County Assessor
San Antonio Hotel/Motel Assoc.
Servico
Skopbank
Sanwa Bank
Shaner Hotel Group
SkopBank
Sonesta Hotels
Starwood Lodging
State Bank of South Australia
Stouffer Hotels & Resorts
Sunway Hotel Group
Super 8 Motel Developers Inc.
United Bank of Kuwait
Universal Hotels
U.S. Department of Defense
U.S. Department of Justice
Village Hotels and Resorts
VMS Realty Partners
White Lodging Services
Williams Hospitality
Yakult Honsha Company, Ltd.

HVS International, Boulder, Colorado     Qualifications of Gregory Hartmann, CHA
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Examples of Hotel's Appraised
or Evaluated

Alabama
- Comfort Inn, Birmingham
- Residence Inn, Birmingham
- Residence Inn, Montgomery
- Radisson Hotel, Birmingham

Arizona
- Lexington Hotel Suites, Mesa
- Lexington Hotel Suites, Tempe
- Lexington Hotel Suites, Tucson
- Marriott Mountain Shadows, Scottsdale
- Sheraton El Conquistador, Tucson
- Hampton Inn North, Phoenix
- Holiday Inn Airport, Phoenix
- Wyndham Garden Hotel, Phoenix
- Wyndham Garden Hotel, Chandler
- Wyndham Garden Hotel, Phoenix Airport
- Howard Johnson, Flagstaff
- Proposed Hampton Inn, Green Valley

Arkansas
- Hampton Inn, Searcy

California
- Days Inn, Diamond Bar
- Hilton Hotel, Sacramento
- Holiday Inn, Irvine
- Lexington Hotel Suites, Ontario
- Proposed Resort, Squaw Valley
- Residence Inn, Arcadia
- Residence Inn, Long Beach
- Residence Inn, Pleasant Hill
- Residence Inn, San Ramon
- Residence Inn, Torrance
- Stouffer Concourse Hotel, Los Angeles

Colorado
- Brown Palace Hotel, Denver
- Comfort Inn, Denver
- Fairfield Inn, Denver
- Holiday Inn, Aurora
- Holiday Inn, Golden
- Hyatt Regency, Beaver Creek
- Lodge at Vail, Vail
- Marriott Downtown, Denver
- Proposed Conference Resort, Broomfield
- Proposed Courtyard, Loveland
- Proposed Homewood Suites, Glendale
- Proposed Hotel, Golden
- Proposed Mixed Use Development, Telluride
- Proposed Sleep Inn, Pueblo
- Proposed Hotel, Longmont
- Proposed Fairfield Inn, Littleton
- Proposed Comfort Suites, Littleton
- Proposed Village Hotel, Boulder
- Proposed Marriott, Boulder
- Radisson Resort, Vail
- Ramada Limited, Northglenn
- Red Lion, Colorado Springs
- Red Lion, Durango
- Residence Inn, Boulder
- Sheraton DTC, Englewood
- Sheraton Hotel, Lakewood
- Table Mountain Inn, Golden
- Vail Athletic Club, Vail
- Vintage Hotel, Winter Park
- Westin Resort, Vail
- Winter Park Ski Resort, Winter Park

Connecticut
- Courtyard by Marriott, Windsor
- Residence Inn, Meriden

Deleware
- Super 8, New Castle

Florida
- Best Western-Eastgate, Kissimee
- Radisson, Lake Buena Vista
- Radisson Airport, Orlando
- Residence Inn, Boca Raton
- Residence Inn, Gainesville
- Marriott World Center, Orlando
- Sunspree Resort, JacksonvilleBeach
- Residence Inn, Jacksonville
- Residence Inn, Pensacola
- Residence Inn, St. Petersburg
- Holiday Inn, Pompano Beach
- Holiday Inn, Ft. Pierce
- Holiday Inn, Pensacola
- Holiday Inn Express, Pensacola
- Hampton Inn, Pensacola

Georgia
- Best Inn, Dalton
- Best Inn, Marietta
- Holiday Inn, Augusta
- Landmark Hotel, Augusta
- Marriott Hotel, Savannah
- Proposed Cresthill - Perimeter Center, Atlanta
- Proposed Holiday Inn, Decatur
- Radisson Downtown, Atlanta
- Residence Inn, Airport, Atlanta
- Residence Inn - Buckhead, Atlanta
- Residence Inn - Galleria, Atlanta
- Residence Inn - Perimeter Center, Atlanta
- Holiday Inn, Jeckyll Island
- Holiday Inn, Brunswick

Hawaii
- Proposed Lodging Facility, Schoefield Barracks, Oahu

HVS International, Boulder, Colorado     Qualifications of Gregory Hartmann, CHA
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Idaho
- Red Lion Downtowner, Boise
- Red Lion Riverside, Boise
- Shilo Inn, Boise
- Shilo Inn, Idaho Falls

Illinois
- Best Inn, Bloomington
- Best Inn, Effingham
- Best Inn, Marion
- Best Inn, Mt. Vernon
- Best Inn, Waukegan
- Hampton Inn Midway, Chicago
- Holiday Inn, Freeport
- Holiday Inn, Glen Ellyn
- Holiday Inn, Itasca
- Proposed Courtyard Midway, Chicago
- Proposed Cresthill, Buffalo Grove
- Residence Inn, Deerfield
- Residence Inn, Oakbrook

Indiana
- Airport Ramada Inn, Indianapolis
- Brown County Inn, Nashville
- Carlton Lodge, Goshen
- Courtyard Hotel, Valparaiso
- Fairfield Inn, Merrillville
- North Meridian Inn, Indianapolis
- Proposed Fairfield Inn, Indianapolis
- Proposed Fairfield Inn, Valparaiso
- Proposed Hampton Inn, Merrillville
- Proposed Holiday Inn Express Merrillville
- Proposed Residence Inn, Indianapolis
- Residence Inn, South Bend

Iowa
- Best Western, Council Bluffs
- Courtyard Hotel, Des Moines
- Holiday Inn, Des Moines
- Holiday Inn, Iowa City
- Holiday Inn, Sioux City
- Super 8 North, Des Moines
- Super 8 West, Des Moines

Kansas
- Holiday Inn, Manhattan
- Holiday Inn, Lawrence
- Park Inn, Topeka

Kentucky
- Executive Tower Inn
- Holiday Inn, Louisville

Louisiana
- Courtyard Hotel, Baton Rouge
- Proposed Hampton Inn, Horse Creek
- Quality Hotel & Conference Center, Metairie
- Residence Inn, Shreveport
- Westin Canal Place, New Orleans

Maryland
- Comfort Inn, Rockville
- Courtyard by Marriott, BWI
- Guest Quarters, Bethesda
- Lord Baltimore
- Marriott Hotel, Gaithersburg
- Residence Inn, Hunt Valley
- Suisse Chalet Inn, Baltimore/BWI
- Suisse Chalet Inn, Golden Ring
- Suisse Chalet Inn, Jessup

Massachusetts
- Airport Inn, Fall River
- Back Bay Hilton, Boston
- Boston Harbor Hotel, Boston
- Comfort Inn, Dedham
- Copley Plaza Hotel, Boston
- Days Inn, Burlington
- Days Inn, Newton
- Days Inn, Woburn
- Factory Mutual Hotel, Norwood
- Hawthorn Hotel, Salem
- Hilton, Pittsfield
- Holiday Inn - Government Center, Boston
- Holiday Inn, Taunton
- Howard Johnsson, Danvers
- Logan Airport Hilton, Boston
- Marriott Hotel, Worcester
- Monarch Place, Springfield
- Omni Parker House, Boston
- Proposed Canyon Ranch Spa, Lenox
- Proposed Commonwealth Center Hotel, Boston
- Proposed Conference Center and Hotel, Boston
- Proposed Waterfront Hotel, Boston
- Radisson Inn, Chelmsford
- Residence Inn, Danvers
- Residence Inn, Tewksbury
- Royal Sonesta Hotel, Cambridge

Michigan
- Carlton Lodge, Benton Harbor
- Crowne Plaza, Detroit
- Quality Inn, Goldwater
- Residence Inn, Kalamazoo
- Residence Inn, Southfield
- Residence Inn, Warren
- Van Dyke Hotel, Warren

Minnesota
- Hilton Inn, Bloomington
- Holiday Inn, St. Paul

Mississippi
- Residence Inn, Jackson

HVS International, Boulder, Colorado     Qualifications of Gregory Hartmann, CHA
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Missouri
- Courtyard Hotel, SL Louis
- Radisson-Airport, St. Louis
- Residence Inn - Cumberland, St. Louis
- Residence Inn - Galleria, St. Louis

Montana
- Holiday Inn, Billings
- Holiday Inn, Missoula

Nebraska
- Holiday Inn, Omaha
- Sheraton Hotel, Omaha

Nevada
- Residence Inn, Las Vegas

New Hampshire
- Residence Inn, Nashua

New Jersey
- Headquarters Plaza, Morristown Hotel, East Brunswick
- Hewitt Wellington Hotel, Spring Lake
- Marriott Hotel, Hanover
- Proposed Days Inn, Secaucus
- Proposed Holiday inn, Secaucus
- Proposed Ramada Renaissance
- Proposed Spray View Hotel, Ocean Grove
- Radisson-Airport, Newark

New Mexico
- Best Western High Mesa Inn, Santa Fe
- Marriott Hotel, Albuquerque
- Picacho Plaza, Santa Fe
- Proposed Convention Hotel, Albuquerque
- Proposed Hotel, Santa Fe
- Residence Inn, Albuquerque
- Residence Inn, Santa Fe

New York
- Hilton Hotel, Buffalo
- Hyatt Grand Central, New York
- Inn at the Campus, Rochester
- Marriott Courtyard, Tarrytown
- Marriott Marquis, New York
- Marriott Hotel, Long Island
- Midway Hotel, Flushing
- Mirror Lake Inn, Lake Placid
- Omni Park Central, New York
- Omni Hotel, Albany
- Radisson Hotel, Poughkeepsie
- Ramada Inn and Convention Ctr., Schenectady

North Carolina
- Courtyard Hotel, Greensboro
- Days Inn - Airport, Raleigh
- Days Inn - RTP, Raleigh
- Residence Inn, Charlotte
- Residence Inn, Greensboro
- Residence Inn, Raleigh
- Hampton Inn, Kinston
- Holiday Inn, Jacksonville
- Holiday Inn Select, Winston-Salem
- Holiday Inn, Statesville
- Hampton Inn, Statesville

North Dakota
- Holiday Inn, Bismarck
- Super 8, Bismarck
- Super 8, Grand Forks
- Super 8, Minot

Ohio
- Holiday Inn, Springfield
- Residence Inn, Akron
- Holiday Inn, Dayton
- Holiday Inn, Lima
- Holiday Inn, Columbus
- Proposed Candlewood, Blue Ash
- Radisson-Airport, Cincinatti
- Residence Inn, Blue Ash
- Residence Inn, Cincinnati
- Residence Inn, Columbus
- Residence Inn, North Dayton
- Residence Inn, South Dayton

Oklahoma
- Howard Johnson, Tulsa
- Lexington Suites, Oklahoma City
- Proposed Hotel, Norman

Oregon
- Red Lion, Bend
- Red Lion, Eugene/Springfield

Pennsylvania
- Bedford Springs Hotel, Bedford
- Days Inn, Brookyilie
- Days Inn, Meadville
- Great Valley Hilton, Malverne
- Holiday Inn-Parkway East, Pittsburgh
- Holiday Inn-Greentree, Pittsburgh
- Holiday Inn, Monroeville
- Marriott Hotel, Harrisburg
- Residence Inn, Philadelphia
- Sheraton Golf Resort, Lancaster

Rhode Island
- Biltmore Plaza, Providence

South Carolina
- Residence Inn, Columbia
- Residence Inn, Spartanburg

HVS International, Boulder, Colorado     Qualifications of Gregory Hartmann, CHA
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South Dakota
- Holiday Inn, Sioux Falls
- Holiday Inn, Spearfish

Tennessee
- Holiday Inn, Memphis
- Holiday Inn, Fayetteville
- Lexington Hotel Suites, Memphis
- Proposed Fairfield Inn, Memphis
- Residence Inn, Memphis
- Super 8, Johnson City

Texas
- Courtyard Hotel, Fort Worth
- Four Seasons, Austin
- Galleria Gardens Apartments, Houston
- Guntar Hotel, San Antonio
- Harvey Hotel, Houston
- Holiday Inn - Airport, San Antonio
- Holiday Inn - Downtown, San Antonio
- Holiday Inn - Riverwalk, San Antonio
- Hyatt - Riverwalk, San Antonio
- La Mansion Del Norte, San Antonio
- La Mansion Del Rio, San Antonio
- La Quinta - Ingram Park, San Antonio
- La Quinta - Lackland, San Antonio
- La Quinta - Topperwein, San Antonio
- Lexington Hotel Suites, Arlington
- Lexington Hotel Suites, Dalla/DFW
- Lexington Hotel Suites, Fort Worth
- Lexington Hotel Suites, San Antonio
- Proposed Fairfield - Airport, San Antonio
- Proposed Fairfield, Austin
- Proposed Fairfield - Downtown, San Antonio
- Proposed Fairfield - South, Austin
- Proposed Marriott Courtyard, San Antonio
- Proposed Radisson Hotel, Amarillo
- Proposed Residence Inn - Downtown, San Antonio
- Proposed Residence Inn - South, Austin
- Proposed Courtyard by Marriott, Stafford, DC
- Residence Inn, Houston
- Residence Inn - Las Colinas, Dallas
- Residence Inn, Lubbock
- Residence Inn - Market Center Dallas

Utah
- Best Western, Ogden
- Hilton Hotel, Salt Lake City
- Olympic Park Hotel, Park City
- Provo Park Hotel, Provo
- University Park Hotel, Salt Lake City

-Virginia
- Proposed Residence Inn, Herndon
- Proposed Comfort Inn, King George

Washington
- Thunderbird Inn, Bellevue

West Virginia
- Super 8, Dunbar
- Super 8, Elkins
- Super 8, Lewisburg
- Super 8, Summersville
- Super 8, Westin

Wisconsin
- Holiday Inn, Beloit
- Olympia Resort, Oconomowoc

Wyoming
- Proposed Hotel, Jackson
- Shilo Inn, Casper

Caribbean and Mexico
- Caneel Bay, St. John
- Carambola Beach Resort, St. Croix
- Dawn Beach Resort, Saint Maarten
- Divi Divi, Aruba, N.A.
- Divi Tamarijn, Aruba, N.A.
- Dupont Plaza, San Juan
- El San Juan Hotel, San Juan
- Hyatt Cerromar Beach, Puerto Rico
- Hyatt Dorado Beach, Puerto Rico
- Hyatt Regency, St John
- Little Dix Bay Resort, Virgin Gorda
- Market Overview, Mexico City
- Proposed Hotel, Saint Thomas
- Proposed Marriott, San Juan
- Proposed Virgin Grand, St. Croix
- Radisson Resort, Grand Cayman
- Sands Hotel, San Juan
- Sugar Bay Plantation, Saint Thomas

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Stephen Rushmore, CRE, MAI, CHA

Employment
1980 to present

                     HVS INTERNATIONAL
                     Mineola, New York
                     (Hotel/Motel Valuations, Market Studies,
                     Feasibility Reports, and Investment Counseling)
1977 - 1980
1971 - 1974

                     HELMSLEY-SPEAR HOSPITALITY SERVICES, INC.
                     New York, New York
                     (Real Estate)
1974 - 1977

                     JAMES E. GIBBONS ASSOCIATES
                     Garden City, New York
                     (Mortgage Banking, Appraisals, Hotel Operations)
Affiliated
Ownership Interests

                     HVS INTERNATIONAL (SAN FRANCISCO, CALIFORNIA)
                     West coast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (MIAMI, FLORIDA)
                     Southeast office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (VANCOUVER, CANADA)
                     Canadian office for hotel/motel appraisals and counseling

                     HVS INTERNATIONAL (LONDON, ENGLAND)
                     European office for hotel/motel appraisals and counseling

                     HVS - FINANCIAL SERVICES
                     Investment banking for the hotel industry

                     HVS - EXECUTIVE SEARCH
                     Hotel-motel executive search and human resource consulting

                     HOSPITALITY EQUITY INVESTORS, INC.
                     Hotel and motel investment and management company

HVS International, Mineola, New York                Qualifications of Stephen
                                                    Rushmore, CRE, MAI, CHA
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Affiliated
Ownership Interests
(continued)

                     TRUMBULL MARRIOTT HOTEL
                     General partner of a 324-room hotel and conference center

                     PRINCETON HOTEL ASSOCIATES
                     General partner of a 128-unit Residence Inn in Princeton, New Jersey

                     SEAVIEW GOLF RESORT ASSOCIATES
                     General partner of a 298-unit, 424-acre Marriott resort in Absecon, New Jersey

                     SHELTON HOTEL ASSOCIATES
                     General partner of a 96-unit Residence Inn in Shelton, Connecticut

                     DANBURY HOTEL ASSOCIATES
                     General partner of a 243-unit Hilton Hotel in Danbury, Connecticut

                     PRUDENTIAL - HEI JOINT VENTURE
                     Joint venture partner with Prudential Insurance Company of America on a 234-unit Embassy Suites in Atlanta, Georgia

                     DELAWARE HOTEL ASSOCIATES
                     General partner of a 193-unit Hilton Hotel in Wilmington, Delaware

                     MICROTEL FRANCHISE AND DEVELOPMENT CORPORATION
                     Board member of a national hotel chain which has created a new sub-market concept in economy lodging

                     HOSPITALITY VALUATION SOFTWARE, INC.
                     Founder of software company that develops and distributes hotel financial analysis software

                     CORPORATE AUTOMATION SYSTEMS, INC.
                     Supplier of custom computer systems for professional offices

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Hotels Managed for Lenders

                     Sheraton Hotel, Smithtown, New York

Professional Affiliations

                     American Society of Real Estate Counselors - Member (CRE)
                     - Board of Governors
                     - Vice President

                     Appraisal Institute - Member (MAI) (SREA)
                     - Developer and Instructor, Hotel Investment and Valuation Seminar
                     - Developer and Instructor, Hotel Computer Valuation
                     Seminar

                     American Hotel and Motel Association
                     - Certified Hotel Administrator (CHA)
                     - Industry Real Estate Financing Advisory Council (IREFAC)

                     International Society of Hospitality Consultants - Member
                     (ISHC)

                     New York University - Adjunct Assistant Professor of Nutrition, Food and Hotel Management

                     Michigan State University - Honorary Faculty, Honorary Alumnus

                     Certified General Appraiser - Arizona, Colorado, Connecticut, Delaware, District of Columbia, Georgia, Illinois, Massachusetts, Michigan, Minnesota, Nebraska, New Jersey, New York, Oregon, Pennsylvania, South Carolina, Tennessee, Utah, Virginia

                     Licensed Real Estate Broker - Michigan, New York, Pennsylvania

                     American Arbitration Association - National Real Estate Valuation Council

                     Cornell Society of Hotelmen

                     New York University Masters in Hospitality Management - Advisory Board

                     Hospitality Investment Conference - Board of Advisors

                     Beta Gamma Sigma - National Honor Society in Business and Management

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Endowment

                     Hospitality Valuation Services Professor of Hotel Finance and Real Estate - School of Hotel Administration, Cornell University (currently held by Professor James J. Eyster)

Education

                     BS - School of Hotel Administration, Cornell University

                     MBA - Graduate School of Business Administration (Finance), University of Buffalo

Partial List of Teaching and Lecture Assignments

                     Cornell University - Computer Valuation Techniques Michigan State University - Hotel Management Contracts University of North Carolina - Hotel Market Studies University of Virginia - Assessing Hotels
                     American Arbitration Association - Real Estate Arbitration American Hotel and Motel Association - Hotel Obsolescence Appraisal Institute - Hotel Valuation (over 50 seminars) International Association of Assessing Officers - Hotel Valuation
                     Montreal Appraisal Society - Total Project Analysis Society of Real Estate Appraisers - Lease Seminar Lodging Hospitality - Lodging Summit

Books and Seminars

Textbooks
                     The Valuation of Hotels and Motels,
                     Appraisal Institute, Chicago, Illinois, 1978

                     Hotels, Motels and Restaurants: Valuations and Market Studies,
                     Appraisal Institute, Chicago, Illinois, 1983

                     How to Perform an Economic Feasibility Study of a Proposed Hotel/Motel,
                     American Society of Real Estate Counselors, Chicago, Illinois, 1986

                     Hotel Investments: A Guide for Owners and Lenders, Warren, Gorham and Lamont, Inc., New York, New York, 1990

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Books and Seminars (continued)

Textbooks (continued)


                     The Computerized Income Approach to Hotel Market Studies and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1990

                     Hotel Investments: A Guide for Owners and Lenders, 1992 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotel Investments: A Guide for Owners and Lenders, 1993 Supplement,
                     Warren, Gorham and Lamont, Inc., New York, New York, 1992

                     Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations,
                     Appraisal Institute, Chicago, Illinois, 1992

Student Manuals

                     The Valuation of Lease Interests,
                     Society of Real Estate Appraisers, Chicago, Illinois, 1976

                     Hotel-Motel Valuation Seminar,
                     Appraisal Institute, Chicago, Illinois, 1981, 1988, 1990

                     The Computerized Approach to Hotel Market Studies and Valuations Seminar,
                     Appraisal Institute, Chicago, Illinois, 1991

Demonstration Appraisal

                     Demonstration Appraisal of a Proposed Hotel, Spring Valley, New York, Hospitality Valuation Services, Mineola,
                     New York, 1983, 1990

Chapters

                     The Real Estate Handbook-Second Edition, Dow Jones-Irwin, 1989, "Hotels and Motels"

                     Arbitration of Real Estate Valuation Principles, American Arbitration Association, 1987, "Arbitration in the Hospitality Industry"

                     Ethics in Hospitality Management: A Book of Readings, Educational Institute of the American Hotel and Motel Association, 1992, "Ethics in Hotel Appraising"

                     The Lodging and Food Service Industry, Educational Institute of the American Hotel and Motel Association, 1993, "Insider's Insights"

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles

The Appraisal Journal

                     "Using Total Project Analysis to Compete for Investment
                      Capital," October, 1975
                     "The Appraisal of Food Service Facilities," July, 1980 "Publish and Prosper," October, 1980
                     "Valuation of Hotels and Motels for Assessment Purposes,"
                      April, 1984
                     "Adjusting Comparable Sales for Hotel Assessment Appeals,"
                      July, 1986
                     "Hotel Business Value and Working Capital: A
                      Clarification," January, 1987
                     "Ethics in Hotel Appraising," July, 1993

The Appraiser

                     "Hotel-Motel  Appraisal  Misconceptions  Set  Straight,"
                      January, 1979
                     "No Conventional Financing Available for Hotels: Rushmore,"
                      December, 1979
                     "Estimating Hotel Land Values Using Comparable Ground
                      Leases," April, 1980

Bulletin of the
Cornell Society of
Hotelmen

                     "Employment Philosophy for a Consulting Practice," July,
                      1984

Business Travel News

                     "A Snapshot of a Classic Recovery," July, 1995

The Canadian Appraiser

                     "Hotel/Motel Market Sales Update," Summer, 1987

Capital Sources for Real Estate

                     "Stephen  Rushmore  Discusses the Future of the Lodging
                      Industry," December, 1994

Cayuga Advisor

                     "Secrets to Success in Consulting," October, 1992

Chapter News and Notes

                     "Quantifying a Hotel's Business Value," November, 1979 Cornell Hotel &
Restaurant
Administration
Quarterly

                     "A Preliminary Market Study," November, 1974
                     "How Much is Your Place Worth  Today?  A Case Study in
                      Hotel - Motel Valuation," May, 1975
                     "What Can Be Done About Your Hotel's Real Estate Taxes?"
                      May, 1977
                     "The Appraisal of Lodging Facilities," August, 1978
                     "The Appraisal of Food Service Facilities," February,
                      1979
                     "The Appraisal of Lodging Facilities - Update," November,
                      1984
                     "Hotel Sales Prices Down More Than 12%," May, 1991
                     "Seven Current Hotel Valuation Techniques," August, 1992 "The Valuation of Distressed Hotels," October, 1992

FCI Spec Sheet

                     "Employment  Philosophy  for  a  Consulting  Practice,"
                      September, 1984

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles

Hotel and Motel Management

                     "Average Rate vs. Project Cost," May 1, 1974
                     "How to Increase the Marketability of Your Motel," April,
                      1981
                     "Tougher Lending, Lower Room Rate Hikes On Way?" June, 1981 "What is That Mortgage Loan Going to Cost You?" August,
                      1981
                     "How to Perform a Study of Your Property's Market,"
                      October, 1981
                     "How do High Interest Rates Affect Your Motel's Value?"
                      December, 1981
                     "How to Buy a Feasibility  Study That Works for You,"
                      February, 1982
                     "Settling Lease Conflicts  Quickly Through  Arbitration,"
                      April, 1982
                     "Are Casino Hotels Really Worth $500,000 Per Room?" June,
                      1982
                     "Discount Rates and Internal Rate of Return," August,
                      1982
                     "Determining a Property's Extended Life Cycle,"
                      November, 1982
                     "Using Microcomputers for Forecasting," December, 1982 "Update on Hotel Development Costs," January, 1983 "Estimating a Site's Worth by Finding Its Profit Value,"
                      June, 1983
                     "Hotel Construction May Be Slowing Down a Little Bit,"
                      April, 1983
                     "The Investor's Risk Sways to Prevailing Economic Winds,"
                      August, 1983
                     "Is Your Property Tax at as Low a Level as it Should Be?"
                      October, 1983
                     "The Ultimate Guest Room: Could it Ever Exist Anywhere?"
                      December, 1983

Hotel-Motor Inn Journal

                     A Preventive Maintenance System for Motels," March, 1975

Hotel Valuation Journal

                     "Hotel Valuation Index Peaks During 1989," Fall, 1990 "Hotel Development Costs," Winter, 1991
                     "Hotel Valuation Index for 1990," Spring, 1991
                     "Bad Year for Hotel Sales Prices Confirmed," Spring, 1992 "Hotel Sales Prices on the Rise," Fall, 1994
                     "United States Hotel Values Climb," Spring/Summer, 1995 "It's Time for Franchise Reform," Fall, 1995

Institutions/
Volume Feeding

                     "Greater Risk/Greater Profit Potential:  Hotel Management
                      Contract," May, 1973

Lodging Hospitality

                     "How to Finance Renovation Projects," January, 1974 "Controlling Your Real Estate Taxes," July, 1978 "Putting Together a Sound Financial Package," December,
                      1978
                     "Favorable Outlook for Lodging Values," December, 1983

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Are Your Property Taxes Too High? (Part I and II)," May
                      and June, 1984
                     "Hotel Development Costs," July, 1984
                     "The Right Management Contract for You," September, 1984 "Selecting the Firm to Prepare Your Feasibility
                      Study," October, 1984
                     "A Quick How-To In Hotel Valuation," November, 1984 "Updating Lodging Interest Rates," December, 1984
                     "Is Your Guest Experience Up to Par?" January, 1985
                     "How to Perform a Breakeven Analysis," May, 1985 "Evaluating Operating Performance," June, 1985
                     "Hotel Lenders Toughen Underwriting Requirements," July,
                      1985
                     "Don't Forget the Pre-Opening Agreement," August, 1985 "Management Companies Should Participate in Financing,"
                      October, 1985
                     "Current Techniques for Valuing Hotel Land," November, 1985 "Hotel Development Costs," December, 1985
                     "Sourcing Debt Into the 1990's," January, 1986
                     "Hotel Valuation Thumb Rule," February, 1986
                     "Value in Use Versus Value in Exchange," March, 1986 "Stretching Feasibility," April, 1986
                     "The Management Question," May, 1986
                     "How to Commission a Feasibility Study," June, 1986
                     "Macro Trends Affecting Property Values," July, 1986 "Hotel-Motel Market Sales Update," August, 1986
                     "Financing Alternatives: Zero Coupon Mortgages," September,
                      1986
                     "Forecasting Lodging Energy Costs," October, 1986 "Portfolio Financing a Better Way," November, 1986
                     "Profit by Looking at History," December, 1986
                     "Why New York Isn't Overbuilt," February, 1987
                     "How to Discourage Hotel Overbuilding: A Case Study,"
                      April, 1987
                     "Structuring an Incentive Management Fee," June, 1987 "Franchising Questions and Answers," July, 1987

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality (continued)

                     "Comparing Hotel Development Costs," August, 1987 "Understanding Economic Life," September, 1987
                     "Prices Rise for Lodging Properties," October, 1987 "Management Companies Are Key to Success," November, 1987 "Evaluating a Management Contract Fee Structure,"
                      December, 1987
                     "Check Profits Before Selecting Hotel Operator," January,
                      1988
                     "It's a Good Time to Review Your Taxes," February, 1988 "How to Use a Management Company Rating System," March,
                      1988
                     "Make Sure Management Contracts Contain These Terms,"
                      April, 1988
                     "Hotel Access and Visibility," May, 1988
                     "Chain Sale Strategies," July, 1988
                     "Evaluating a Hotel Franchise," August, 1988
                     "Evaluating Franchise Fees," September, 1988
                     "Opportunities in Economy Lodging," October, 1988
                     "How to Obtain a Hotel Mortgage," November, 1988 "Arbitration in the Hospitality Industry," December, 1988 "Lodging Development Cost Update," January, 1989 "Amenities as Profit Builders," February, 1989
                     "Hotel Values Mirror the Times," March, 1989
                     "Forecasting Revenue and Expenses," April, 1989
                     "Real Estate Jargon Made Simple," May, 1989
                     "Pricing a Management Contract," June, 1989
                     "Trends in Valuation," July, 1989
                     "Rescuing the Distressed Hotel," August, 1989
                     "Shielding Against Incompetence," September, 1989
                     "Hotel Valuation Revisited," October, 1989
                     "New Breed of Hard Budgets," November, 1989
                     "Figuring Cap Rates," December, 1989
                     "A Glance Backward," January, 1990
                     "Costs Creeping Up," February, 1990

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Lodging Hospitality
(continued)

                     "Valuing Distressed Properties," March, 1990
                     "Cap and Discount Rates," April, 1990
                     "An Open Letter," May, 1990
                     "Misconceptions About Appraisals," June, 1990
                     "Hotel Values Still Growing," July, 1990
                     "Hotel Renovation is Key to `90s," August, 1990 "Time Right for Hotel Leases," September, 1990 "Getting a Fix on Rates," October, 1990
                     "The Wrinkles of Class," November, 1990
                     "A Glance Backward," December, 1990
                     "The Price Dropoff," January, 1991
                     "The Cost Washout," February, 1991
                     "Survival of the Fittest," March, 1991
                     "Looking Out and Up," April, 1991
                     "The Bottom is in Sight," May, 1991
                     "The Pitfalls of Liquidation," June, 1991
                     "Extra! Extra! Hospitality News," July, 1991
                     "The Art of Hotel Renovation," August, 1991
                     "No Better Time for a Tax Review," September, 1991 "No Time for Passivity," October, 1991
                     "What a Franchise Really Costs," November, 1991
                     "In Case You Hadn't Heard," January, 1992
                     "Negotiation - The Name of the Game," February, 1992 "Now Could be the Time to Build," March, 1992
                     "The Well May Stay Dry," April, 1992
                     "Hotel Life Expectancy," May, 1992
                     "Hotel Values - What a Downer," June, 1992
                     "How to Make Money Now," July, 1992
                     "Hotel Chain Class Survey," August, 1992
                     "Budget Dining with Rushmore," September, 1992

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Michigan Lodging

                     "Hotel Development Costs," January, 1988

The Mortgage and Real Estate Executives Report

                     "Atlantic City Building Game Involves High Stakes,"
                      August, 1979
                     "How Interest Rates Affect Real Estate Values,"
                      June, 1982
                     "Update on Hotel Development Costs," May 1, 1983

Motel-Hotel Insider

                     "The  $100,000  Plus  Hotel  Room Has Become a
                      Reality," November 19, 1979
                     "Update on Hotel Development Costs," April 4, 1983

NAIFA - The
Appraisal Review

                     "Hotel Valuation Techniques," Vol. 44, 1991

Real Estate Digest

                     "Why Should the Management Team be Important to
                      Hotel Lenders," Fall, 1988
Real Estate
Finance Journal

                     "What is a Typical Fee for a Hotel Management
                      Contract?" Fall, 1988
                     "Hotel Franchise Fees," Winter 1989
                     "Why the Management Team Should be Important to
                      Hotel Lenders," Spring, 1989
                     "Hotel Values and Costs," Summer, 1989
                     "Structuring a Hotel Investment," Fall, 1989
                     "A Guide for Lenders Holding  Distressed  Hotel
                      Loans," Winter, 1990
                     "Estimating  Current  Interest  Rates  for Hotel
                      Financing," Spring, 1990
                     "Hotel Valuation Techniques," Summer, 1990
                     "Now is the Time to Review Your Hotel's Property
                      Taxes," Fall, 1990
                     "Property Tax Assessments for Hotels and Motels,"
                      Winter, 1991
                     "Putting Together Hotel Management  Agreements -
                      Part I," Spring 1991
                     "Putting Together Hotel Management  Agreements -
                      Part II," Summer, 1991
                     "The 1980s - The Decade of Change," Fall, 1991
                     "An Overview of the Hotel Industry: Past, Present,
                      and Future," Spring, 1994

Real Estate Forum

                     "Casino Hotels Raise Valuation Questions,"
                      November, 1981

HVS International, Mineola, New York                 Qualifications of Stephen
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Published Articles (continued)

Real Estate
Investment Ideas

                     "How Fuel and Energy Shortages Should Affect Investment
                      Decisions in the Hospitality Industry," March, 1974
                     "Upward Trend Continues for Sales Price of Hotel-Motel
                      Properties," May, 1988
                     "High Prices Paid for Hotel-Motel Properties," February,
                      1990

Real Estate Issues

                     "Employee Compensation for a Consulting Practice,"
                      Fall/Winter, 1985
                     "Hotel/Motel Market Sales Update," Spring/Summer,
                      1987

Real Estate Newsletter

                     "Computers in Hotel Appraising," May 15, 1989

Real Estate
Outlook

                     "Hotel-Sales Update," Winter, 1986

Real Estate Review

                     "Valuing Motels and Hotel in the Current Market,"
                      Fall, 1972
                     "Dealing With Distressed Hostelry Loans," Fall, 1975 "The Mortgage Underwriting Consultant Comes of
                      Age," Fall, 1977
                     "Real Estate Compensation," Winter, 1987

Real Estate Workouts
and Asset Management

                     "Stephen Rushmore on Directions in the Hospitality
                      Industry," September, 1992

Real Values

                     "Hotel Construction Cost Update," April, 1986

Restaurant and
Hotel Design
                     "How Much Should the Renovation Be?" March, 1986
                     "14 Notable Hotel Development Firms," December, 1987

Rushmore on Hotel Valuation

                     "Mortgage - Equity," Winter, 1979
                     "Atlantic City - From Bust to Boom," Winter, 1979 "Mortgage - Equity," Spring, 1979
                     "Developing Mortgage Data," Spring 1979
                     "Gasoline and Market Values, " Spring, 1979
                     "Mortgage - Equity," Fall, 1979
                     "Quantifying a Hotel's Business Value," Fall, 1979 "What Has Happened to Typical Hotel-Motel
                      Development Costs?," Fall, 1979

HVS International, Mineola, New York                 Qualifications of Stephen
                                                     Rushmore, CRE, MAI, CHA
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Published Articles (continued)

Rushmore on Hotel Valuation (continued)

                     "Mortgage-Equity," Winter, 1980
                     "Extending Hotel Economic Life Through Renovation,"
                      Winter, 1980
                     "Estimating Hotel Land Values Using Comparable
                      Ground Leases," Winter, 1980
                     "Quantifying the Value of Personal Property to a
                      Going Hotel," Spring, 1980
                     "Recent Changes in New York City's Hotel Market,"
                      Spring, 1980
                     "Hotel-Motel Economic Lives," Fall, 1980
                     "Mortgage - Equity," Fall, 1980
                     "Mortgage - Equity," Winter, 1981
                     "Developing Mortgage Data," Winter, 1981
                     "Statistical  Support  for  Food  and  Beverage
                      Projections," Winter, 1981
                     "Mortgage - Equity," Spring/Summer, 1981
                     "Quantifying a Hotel's Demand," Spring/Summer, 1981
                     "A Five-Year Overview of Typical Hotel-Motel
                      Development Costs," Spring/Summer, 1981
                     "Mortgage - Equity," Winter/Spring, 1982
                     "Update on Hotel Capitalization Rates,"
                      Winter/Spring, 1982
                     "Mortgage - Equity," Summer/Fall, 1982
                     "Are Casino Hotels Really Worth $500,000 Per Room?"
                      Summer/Fall, 1982
                     "The Hotel-Motel Life Cycle, Summer/Fall, 1982
                     "Mortgage - Equity," Winter/Spring, 1983
                     "Update on Hotel Development Costs," Winter/Spring, 1983 "The Valuation of Hotels and Motels for Assessment
                      Purposes," Winter, 1984
                     "Hotel Capitalization Rates," Summer, 1984
                     "Hotel Development Cost Survey," Summer, 1984
                     "Selecting a Hotel Management Company," Fall, 1984 "Hotel Capitalization Rates," Spring, 1985
                     "How to Perform a Breakeven Analysis," Spring, 1985 "Hotel Capitalization Rates," Winter, 1986
                     "Hotel Development Costs," Winter, 1986
                     "Hotel Valuation Survey," Winter, 1987

HVS International, Mineola, New York                 Qualifications of Stephen
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Published Articles (continued)

Rushmore on Hotel Valuation (continued)

                     "Impact of New Tax Laws on Hotel Values," Winter, 1987 "Hotel-Motel Market Sales Update," Winter, 1987 "Structuring an Incentive Management Fee," Fall, 1987 "Understanding Your Hotel's Economic Life," Fall, 1987 "Hotel Development Costs," Fall, 1987
                     "Hotel, Motel Market Sales Update," Winter, 1988 "Amenity Creep," Winter, 1989
                     "Hotel Franchise Fees," Winter, 1989
                     "Hotel Valuation Index," Fall, 1989
                     "Latest Trends in Hotel Values," Fall, 1989

U.S. Real Estate Week

                     "All-Suites Market Entering Second Phase," May 4, 1987

Valuation

                     "Hotel-Motel Market Sales Update," February, 1987

Quarterly Newsletter
Hotel Valuation Journal

                     Professional newsletter with a circulation of 10,000

Financial Column
Lodging Hospitality

                     Real estate editor for a major monthly hospitality periodical

Hospitality Column
Real Estate Finance Journal

                     Contributing hospitality editor

Computer Software
Hospitality Valuation Software

                     Hotel financial software for room night analyses, income and expense forecasts, and valuation calculations - developed and distributed for the Appraisal Institute

Hotel-Motel Data
Hospitality Market Data
Exchange

                     National clearinghouse for information pertaining to hotel and motel transactions

Hotel Valuation Index

                     National index of hotel value trends for 24 individual market areas

Hospitality Seminar Series

                     Intensive short courses for hotel and restaurant professionals

HVS International, Mineola, New York                 Qualifications of Stephen
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Published Articles (continued)


Hospitality Bibliography

                     Comprehensive literature index of hotel and restaurant books and articles

Awards
Robert H. Armstrong Award

                     For the most significant contribution to The Appraisal Journal in 1975

Activities

                     Commercial pilot, instrument, multi-engine; sailing; skiing

Corporate and Institutional Clients Served

Aetna Life Insurance
AIG Real Estate Investment
Aldrich Eastman and Waltch
Allstate
American Airlines
America's Best Inns
Arthur Anderson & Company
Bankers Trust Company
Bank of America
Bank of Boston
Bank of Montreal
Bank of New York
Bank of Nova Scotia
Bank of Tokyo
Bank One-Columbus
Banque Indosuez
Barclay's Bank
Baybank Boston
The Beacon Companies
Bear, Stearns & Company, Inc.
Best Inns
Best Western International
Boykin Management Co.
Bradbury Suites
C. Itoh
Caesar's World
California Dept. of Transportation
Chase Lincoln First Bank, N.A.
Chase Manhattan Bank
Chemical Bank
Chrysler Capital Corporation
CIGNA
Citibank
Citicorp Real Estate
City of Boston
City of Detroit
City of Grand Rapids
City of Kalamazoo
City of Orlando
City of Philadelphia
City of Santa Monica
City of Toronto
Columbia Sussex Corporation
Continental Illinois National Bank
Copley Real Estate Advisors
Corporex Development
CRI, Inc.
Cushman and Wakefield
Days Inns
Edward J. DeBartolo Corp.
Deer Valley Ski Corporation
Doubletree Hotels
Drury Inns
Econo Lodge
Economic Development Admin.
EIE Regent International
Embassy Suites
Equitable Life Assurance
Equitable Real Estate Investment
European American Bank
Fairmont Hotels
Federal Deposit Insurance Corp.
First Boston
First California Savings
First Interstate Bank
First National Bank of Chicago
Four Seasons Hotels
Goldman, Sachs
Greater Orlando Aviation Authority
Great Western Bank
Great Western Savings
Guest Quarters
Hampton Inns
Hilton Hotels, Corp.
Hilton International
Holiday Corporation
Holiday Inns
Home Savings of America
Howard Johnson's
Hudson Hotels Corporation
Hyatt Hotels
Industrial Bank of Japan
Interstate Hotels
The Irvine Company
ITT Commercial Finance Corp.
Japan Airlines
JDC (America) Corporation
John Q. Hammons
John Hancock Life Insurance

HVS International, Mineola, New York                 Qualifications of Stephen
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Appearance as
an Expert Witness
                      Appellate Tax Board, Boston, Massachusetts
                      Assessment Appeals Board, Los Angeles County, Los Angeles, California
                      Board of Equalization and Review, Washington, District of Columbia (2)
                      Board of Taxation, Atlantic City, New Jersey
                      Bureau de Revision Evaluation Fonciere du Quebec, Montreal, Canada
                      Circuit Court, Orange County, Orlando, Florida Condemnation Review Board, Minneapolis, Minnesota Corporation Committee, Rhode Island State Senate
                      Court of Common Pleas, Allegheny County, Pennsylvania Court of Common Pleas, Franklin County, Ohio
                      Court of Common Pleas, Montgomery, Pennsylvania
                      Court of Common Pleas, Pittsburgh, Pennsylvania
                      Court of Common Pleas, Philadelphia, Pennsylvania
                      Court of Queen's Bench of Alberta, Canada
                      District Court, Arapahoe County, Colorado
                      District Court, Dallas County, Texas
                      District Court, Harris County, Texas
                      District Court, Hennepin County, Minneapolis, Minnesota District Court, Knoxville, Tennessee
                      Federal Bankruptcy Court, Oakland, California
                      Federal Bankruptcy Court, Los Angeles, California Federal Bankruptcy Court, San Diego, California
                      Federal Bankruptcy Court, Denver, Colorado
                      Federal Bankruptcy Court, District of Columbia
                      Federal Bankruptcy Court, Miami, Florida (2)
                      Federal Bankruptcy Court, New Orleans, Louisiana Federal Bankruptcy Court, Baltimore, Maryland
                      Federal Bankruptcy Court, Rockville, Maryland
                      Federal Bankruptcy Court, Grand Rapids, Michigan

HVS International, Mineola, New York                 Qualifications of Stephen
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Appearance as
an Expert Witness (cont'd)

                      Federal Bankruptcy Court, Las Vegas, Nevada
                      Federal Bankruptcy Court, Manhattan, New York (2)
                      Federal Bankruptcy Court, Westbury, New York
                      Federal Bankruptcy Court, Philadelphia, Pennsylvania Federal Bankruptcy Court, Reading, Pennsylvania
                      Federal Bankruptcy Court, Salt Lake City, Utah
                      Federal Bankruptcy Court, Madison, Wisconsin (2)
                      Federal District Court, Rochester, New York
                      Michigan Tax Tribunal, Detroit, Michigan
                      New Jersey Tax Court, Newark, New Jersey
                      Superior Court, District of Columbia
                      Superior Court, Clayton County, Georgia
                      Superior Court of North Carolina
                      Supreme Court, New York State, Buffalo, New York
                      Supreme Court, New York State, Manhattan, New York
                      Supreme Court, New York State, Riverhead, New York
                      Tax Review Board, San Joaquin County, Stockton, California Tax Review Board, Bangor, Maine
                      Tax Review Board, Schenectady, New York
                      Tax Review Board, Yorktown, New York
                      Tax Review Board, North Carolina
                      Tax Review Board, Philadelphia, Pennsylvania (2)
                      U.S. District Court, Wilmington, Delaware
                      U.S. District Court, Madison, Wisconsin

HVS International, Mineola, New York                 Qualifications of Stephen
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Corporate and Institutional
Clients Served (Cont'd)

                   Kidder Peabody                     Rodeway Inns
                   La Quinta                          Royce Hotels
                   Mariner Corporation                Salomon Brothers
                   Marriott Hotels                    Salt Lake City
                   Massachusetts Mutual               Sanwa Bank
                   Metropolitan Life Insurance        Security Pacific Bank
                   Meridien Hotels                    Servico
                   Merrill Lynch                      Sheraton Hotels
                   Microtel                           Smith Barney
                   Midlantic Bank                     Sonnenblick-Goldman
                   Mitsubishi                         Steamboat Ski Corporation
                   Morgan Guaranty Bank & Trust Co.   Stouffer Hotels
                   Morgan Stanley                     Sumitomo Bank
                   National Westminster Bank          Super 8 Hotels
                   Nippon Credit Bank                 Swiss Bank Corporation
                   Northwestern Mutual Life           Taco Bell
                   Omni Hotels                        Taisei
                   Pannell Kerr Forster               Trans World Airlines
                   Prime Motor Inns                   Travelers Insurance
                   Prudential Life Insurance          TraveLodge
                   Quality Inns                       Treadway Hotels
                   Radisson Hotels                    Trusthouse Forte
                   Ramada Inns                        Union Bank
                   Regent International               Union Labor Life
                   Registry Hotels                    Westin Hotels
                   Residence Inns                     Westinghouse Credit
                                                      Corporation
                   Resolution Trust Corporation       Wyndham Hotels
                   Ritz-Carlton Hotels

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

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                                 ---------------------------------
                                 Economic Study and Appraisal
                                 ---------------------------------
                                 Embassy Suites Palm Beach Gardens
                                 ---------------------------------
                                 Palm Beach Gardens, Florida
                                 ---------------------------------




Prepared by:

HVS International
Division of O & R Valuation Services, Inc.
2665 S. Bayshore Drive
Suite 605 Grand Bay Plaza
Miami, FL  33133
305-856-7560


Submitted to:

Mr. Shirish Godbole
Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY  10036

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                                    December 31, 1996

Mr. Shirish Godbole
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY  10036

                  Re:   Embassy Suites Palm Beach Gardens
                        Palm Beach Gardens, Florida
                        Ref.  #9660124

Dear Mr. Godbole:

Pursuant to your request, we herewith submit our economic study and appraisal pertaining to the above-captioned property. We have inspected the site and facilities and analyzed the hostelry market conditions in the Palm Beach County area. Our report was prepared in accordance with, and is subject to, the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) and the Uniform Standards of Professional Practice (USPAP), as provided by the Appraisal Institute.

Based on the available data, our analysis, and our experience in the hotel industry, it is our opinion that the market of the fee simple and leased fee interest in the subject property described in this report, as of January 1, 1997, is:

                                   $21,000,000
                           TWENTY-ONE MILLION DOLLARS

We hereby certify that we have no undisclosed interest in the property, and our employment and compensation are not contingent upon our findings and valuation. The economic study and appraisal is made part hereof, and must remain attached in order for the value opinion set forth to be considered valid. This study is subject to the comments made throughout this report and to all assumptions and limiting conditions set forth herein.

                                 Very truly yours,
                                 HOSPITALITY VALUATION SERVICES
                                 A Division of Hotel Consulting Services, Inc.


                                 /s/ William L. Boatwright
                                 William L. Boatwright
                                 Vice President


                                 /s/ Anne R. Lloyd-Jones
                                 Anne R. Lloyd-Jones, CRE
                                 Senior Vice President


                                 /s/ Thomas O'Neill
                                 Thomas O'Neill, MAI, ISHC, CHA
                                 Managing Director


WLB:ARL-J:TFO: msb

HVS International, Miami, Florida
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Table of Contents

       1.  Executive Summary..................................................1
       2.  Nature of the Assignment...........................................3
       3.  Description of the Land, Improvements, Zoning, Taxes, and
           Neighborhood.......................................................7
       4.  Market Area Analysis..............................................22
       5.  Overview of External Forces Affecting the U.S. Lodging Industry...30
       6.  Lodging Market Supply and Demand Analysis.........................46
       7.  Projection of Occupancy and Average Rate..........................63
       8.  Highest and Best Use..............................................77
       9.  Approaches to Value...............................................79
      10.  Income Capitalization Approach  ..................................82
      11.  Sales Comparison Approach .......................................134
      12.  Cost Approach  ..................................................142
      13.  Reconciliation of Value Indications..............................148
      14.  Statement of Assumptions and Limiting Conditions.................152
      15.  Certification....................................................156

           Addenda
             Qualifications
               William L. Boatwright, MAI
               Anne R. Lloyd-Jones, CRE
               Thomas O'Neill, MAI, ISHC, CHA

HVS International, Miami, Florida
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1. Executive Summary

Property:                           Embassy Suites Palm Beach Gardens and
                                    Admiralty I Office Tower
Location:                           4350-4400 PGA Boulevard, Palm Beach
                                    Gardens, Florida 33410
Date of Inspection:                 October 21,1996
Interest Appraised:                 fee simple and leased fee interest
Date of Value:                      January 1, 1997
Special Considerations:             None

Land Description
Area:                               +/-12.497 acres, or +/-544,369 square feet
Zoning:                             PUD-CG1
Assessor's Parcel Number:           52-42-42-12-00-000-1050;
                                    52-42-42-01-00-000-5060;
                                    52-42-42-01-00-000-5080;
                                    52-42-42-12-00-000-1210

Improvements Description
Age:                                Constructed in February, 1989
Property Type:                      all-suite
Guestrooms:                         160
Number of Stories:                  ten stories
Food and Beverage Facilities:       2 restaurants and 1 lounge
Meeting Space:                      Four rooms, 5,110 square feet
Parking:                            563 spaces, covered and surface

HVS International, Miami, Florida
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Summary of Value Parameters
Highest and Best Use (as vacant):   Mixed-use commercial PUD
Highest and Best Use (as improved): Continue hotel and office utilization and to development excess land with either
                                    office or hotel expansion
Marketing Period:                   six to nine months
Number of Years to Stabilize:       One
Stabilized Year:                    1997

Valuation Assumptions
Mortgage Interest Rate:             9.5%
Amortization Period:                25
Debt Service Constant:              .104844
Loan-to-Value Ratio:                70%
Stabilized Inflation Rate:          3.5%
Equity Yield Rate:                  20%
Terminal Capitalization Rate:       .11.0%
Brokerage and Legal Fees:           3.0%
Holding Period:                     ten years
Calculated Discount Rate:           13.5%

Estimates of Value
Income Capitalization Approach:     $21,000,000
Sales Comparison Approach:          $19,530,000 - $21,356,000
Cost Approach (Replacement Cost):   $36,000,000
Market Value Conclusion:            $21,000,000
Market Value Conclusion per Room:   Not applicable

HVS International, Miami, Florida
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2. Nature of the Assignment

Subject of the Economic Study and Appraisal

The subject of the economic study and appraisal is the fee simple and leased fee interest in a +/-544,369-square-foot (+/-12.497-acre) parcel improved with a 160 -room, all-suite lodging facility known as the Embassy Suites Palm Beach Gardens, which opened in February, 1989 and the Admiralty I Office Tower, which contains 80,125 square feet of net rentable area and also opened in 1989. The hotel is located at the southwest corner of I-95 and PGA Boulevard. Municipal jurisdictions governing the property include the City of Palm Beach Gardens, Palm Beach County, and the State of Florida. The hotel's civic address is 4350-4400 PGA Boulevard, Palm Beach Gardens, Florida, 33410.

Objective of the Economic Study and Appraisal

The objective of the economic study and appraisal is to evaluate the supply and demand factors affecting the market for transient accommodations in the Palm Beach Gardens/West Palm Beach area for the purpose of estimating the market value of the subject property.

Market value is defined by the Office of the Comptroller of the Currency (OCC), 12 CFR, Part 34, as follows:

   The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.

Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1. buyer and seller are typically motivated;

2. both parties are well informed or well advised, and acting in what they consider their own best interests;

3. a reasonable time is allowed for exposure in the open market;

HVS International, Miami, Florida
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4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

Use of the Appraisal

This appraisal is being prepared for use by Morgan Stanley Mortgage Capital, Inc. in connection with their proposed financing of a package of 17 hotels, including the subject property, which are owned by Ashford Financial Corporation or related entities. The information presented in this report should not be disseminated to the public or third parties without the express written consent of HVS International.

Scope of the Appraisal

All information was collected and analyzed by the staff of HVS International. Data such as historical operating statements, site plans, floor plans, and so forth were supplied by Ashford Financial Corporation and Remington Hotel Company. Unless noted otherwise, we have inspected the competitive lodging facilities and analyzed the sales summarized in this report, and our value conclusion is based on this investigation and analysis.

Property Rights Appraised

The property rights appraised are the fee simple ownership of the land and improvements, including the furniture, fixtures, and equipment. The fee simple interest is defined as "absolute ownership unencumbered by any other interest or estate subject only to the four powers of government."(2) The property rights analyzed of the leased fee ownership of the land and improvements is an ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; the rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease. (3) The subject property is appraised as a going concern (i.e., an open and operating facility).

(1) Federal Register, Vol. 55, No. 165, August 24, 1990; p. 34696.

(2) The Dictionary of Real Estate Appraisal - Second Edition, American Institute of Real Estate Appraisers, Chicago, IL, 1989, p. 120.

(3) The Appraisal of Real Estate - Tenth Edition, American Institute of Real Estate Appraisers, Chicago, IL, 1992, p. 7.

HVS International, Miami, Florida
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Method of Study

The methodology used to develop this economic study and appraisal is based on the market research and valuation techniques set forth in the textbooks authored by HVS International for the American Institute of Real Estate Appraisers and the Appraisal Institute, entitled The Valuation of Hotels and Motels,(1) Hotels, Motels and Restaurants: Valuations and Market Studies,(2) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations,(3) and Hotels and
Motels: A Guide to Market Analysis, Investment Analysis, and Valuations.(4)

The appraisal will consider the three standard approaches to value: income capitalization, sales comparison, and cost. Because lodging facilities are income-producing properties that are normally bought and sold on the basis of capitalization of their anticipated stabilized earning power, the greatest weight is given to the value indicated by the income capitalization approach. We find that most hotel investors employ a similar procedure in formulating their purchase decisions, and thus the income capitalization approach most closely reflects the rationale of typical buyers. When appropriate, the sales comparison and cost approaches are used to test the reasonableness of the results indicated by the income capitalization approach.

Ownership, Franchise, and Management History and Assumptions

A photocopy of the subject property's legal description, which was provided by a representative of the ownership is presented in the Addenda to this report; the appraisers assume no responsibility regarding the accuracy of this legal description.

The ten-story hotel opened in February, 1989, and is seven years old as of the date of this appraisal. The hotel was acquired by Ashford Financial Corporation in April 1995. At the time of this acquisition, the hotel was known as the Radisson Suites PGA, and was generally in good condition.

(1) The Valuation of Hotels and Motels, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1978.

(2) Hotels, Motels and Restaurants: Valuations and Market Studies, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1983.

(3) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1990.

(4) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens                    Nature of the Assignment  6
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Subsequent to the acquisition, the subject hotel franchise affiliation was changed to an Embassy Suites, beginning October 2, 1995.

The subject property is operated under a franchise agreement with Embassy SuitesEmbassy Suites; this agreement expires in October, 2015. The hotel is also subject to a management agreement with Remington Ashford; an abstract of this contract is presented in the Addenda to this report.

Marketing Period

In light of the renewed interest in hotel investments and the increasing availability of debt and equity capital, we believe that it will take six to nine months to sell the subject property assuming it is placed on the market at the concluded value.

Effective Date of the Appraisal

The effective date of the appraisal is January 1, 1997. All projections are expressed in inflated dollars, and the value estimate represents January 1,1997 dollars.

Date of Inspection

The subject property was inspected by William L. Boatwright on October 21,1996.

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3. Description of the Land, Improvements,
   Zoning, Taxes, and Neighborhood

LAND

The suitability of the land for the operation of a lodging facility is an important consideration affecting the economic viability of a property and its overall value. Factors such as size, topography, access, visibility, and the availability of utilities have a direct impact on the desirability of a particular site.

Size and Topography

The subject site is located on the southwest corner of PGA Boulevard and I-95, located just east of Military Trail. Municipal jurisdictions governing the property include the City of Palm Beach Gardens, Palm Beach County, and the State of Florida.

According to an April 1995 survey prepared by REO Engineers & Planners, Inc., the subject parcel contains approximately +/-544,369 square feet, or +/-12.497 acres. The parcel is irregular in shape. Vehicular access to the subject property is provided by a paved driveway from PGA Boulevard and via a paved ingress and egress easement from Military Trail. The topography of the subject is level and at grade level with the surrounding roads and property, except for I-95, which is elevated at the location of the subject. In conclusion, the size and topography of the subject parcel appears highly conducive for commercial/retail use.

Easements

The subject parcel is encumbered by a number of utility and ingress and egress easements, which either extend along the perimeter property lines or traverse the subject site. The appraisers were not provided with any information concerning easements affecting the subject property. For the purposes of this report, we have assumed that the subject is not encumbered by any unusual or onerous easements which would affect its use or marketability. Based on the existing improvements and the approved development rights of the excess land, we believe that these easements do not restrict optimum utilization of the site.

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Regional Access

It is important to analyze a lodging facility's ease of access with respect to regional and local transportation routes and demand generators. The subject site is accessible to a variety of local, county, state, and interstate highways via I-95, Florida's Turnpike, and the surrounding local road network. I-95 and Florida's Turnpike are limited-access highways, while PGA Boulevard is a divided six-lane thoroughfare with an average daily traffic count of 44,802 vehicles at the intersection of I-95 and PGA Boulevard. Overall, regional access to the Embassy Suites Palm Beach Gardensoffice building is considered good.

Local Access and Visibility

The visibility of the subject property is considered to be excellent, given its frontage and exposure to I-95, and the close proximity of a Florida Turnpike exit at PGA Boulevard, situated approximately one mile west of the subject. For vehicular traffic traveling in both a northerly and southerly direction along I-95, after exiting I-95, traffic is best served by making a U-turn at a traffic light at the PGA Boulevard and Military Trail intersection. This provides direct access to the subject situated a short distance to the west. Alternatively, vehicular traffic exiting Florida's Turnpike at PGA Boulevard travels easterly approximately one mile to the subject site. Overall, the subject site is considered to have excellent visibility from I-95 and good access from both I-95 and Florida's Turnpike.

Airport Access

The subject is located approximately 12 miles north of the West Palm Beach International Airport. Access to the airport for vehicular traffic traveling along I-95 is provided via Belvedere Road and Southern Boulevard. There is not an exit from Florida's Turnpike to the West Palm Beach International Airport.

Access to Local Demand Generators

The Embassy Suites Palm Beach Gardens and the Admiralty I Office Building are easily accessible to the local demand generators because of their location along I-95, and near Florida's Turnpike. The subject's area demand generators are generally located along and near I-95, located within and north of the City of West Palm Beach. The following table outlines some of these local demand generators and their distance from the subject site.

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Table 3-1   Local Demand Generators
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                                 Approximate Distance        Approximate Driving
  Demand Generator            from Subject Site (in Miles)    Time (in Minutes)
  ----------------            ----------------------------    -----------------

  PGA National Golf Resort                1.0                        5
  Jupiter Lighthouse                      8.0                       15
  Burt Reynolds Ranch                     6.0                       10
  Loggerhead Park                         5.0                       15
  Ocean Science Center                    8.0                       15
  Jai-Alai Fronton                        6.0                       10
  West Palm Beach Auditorium              8.0                       15
  Royal Poinciana Playhouse              10.0                       25
  Flagler Museum                         10.0                       25
  Worth Avenue                           12.0                       30

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In summary, the subject site is located a comparatively short distance from a number of local attractions, which are within an acceptable driving time.

Utilities

The subject site is served by all necessary utilities, which are provided as follows.

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Table 3-2   Available Utilities
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                      Utility                    Provider
                      -------                    --------

                      Water                      Seacoast
                      Electricity                Florida Power & Light
                      Telephone                  Southern Bell
                      Sewer                      Seacoast
                      Oil                        Not Available
                      Garbage and Trash          Solid Waste Authority
                      Storm Drainage             Palm Beach Gardens

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Soil and Subsoil Conditions

Geological and soil reports were not provided to the appraisers or made available for review during the preparation of this report. The appraisers are not qualified to evaluate soil conditions other than by a visual inspection of the surface.

Nuisances and Hazards

A Phase I Environmental Site Assessment Update was performed at the subject property by Dames & Moore on April 10, 1995. Based on our review of this Phase I study, it is our understanding that available historical information does not indicate that hazardous substances and/or wastes have been dumped or illegally placed on the subject property. Also,

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regulatory research for the subject property did not reveal any notices of violation or environmental enforcement actions or reports of contamination. Consequently, it is Dames & Moore's opinion that no recognized environmental conditions were found to be associated with current or historical activities on the subject property. Because the appraisers are not experts in this field, we do not warrant the absence of hazardous waste, and we urge the reader to obtain further independent analysis of these factors.

Excess Land

Based on our investigation, the subject site includes approximately 4.5 acres of excess land, which as part of the approved PUD of the subject site, permits only the construction of a ten-story office building, containing 82,265 square feet of gross floor area and a two-story parking garage. The approval requires that this potential development include an exterior building design similar to the Admiralty I Office Building, which is included as part of the subject in this report. It is our understanding that the utility capacity for this development is currently vested from the approval vested rights determination of the subject's PUD. The excess land includes a small retention pond which is located on the most easterly portion of the land.

Flood Zone

Possible locational hazards include flood potential. According to our review of the National Flood Insurance maps, the subject is located on Community Panel Number 120221-0002 B, last revised on January 17, 1979. Based on our review, the subject site is located in Zone B. Zone B is a district located within a 100- to 500-year special flood hazard area.

Seismicity

According to a representative of the Palm Beach Gardens Planning and Zoning Department, the subject site is not located in a seismic zone. Therefore, we have assumed that the subject is not located in an area of seismic danger.

Legal Description

As noted earlier, a copy of the subject property's legal description, as provided by a representative of the ownership, is presented in the Addenda to this report.

Land - Conclusion

The subject parcel appears well suited for commercial/retail utilization. We have analyzed the issues of size, topography, easements, access, visibility, and the availability of utilities, and note the following advantages and disadvantages.

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Advantages
                                   Located on the southwest corner of PGA
                                   Boulevard and I-95, approximately one mile east from a Florida Turnpike exit at PGA Boulevard. The I-95 frontage of the subject site provides excellent visibility and good access for vehicular traffic along I-95.

                                   There is sufficient excess land, with vested trips along PGA Boulevard for an additional ten-story, 82,265-square-foot office tower.

                                   The advantages noted previously are important locational characteristics and are positive factors for alternative commercial/retail uses.

Disadvantages
                                   None.

IMPROVEMENTS

The quality of the physical improvements of a lodging facility and office tower has a direct influence on its marketability and attainable occupancy and rental rate. The design and functionality of the structure can also affect operating efficiency and overall profitability. This section investigates the subject property's physical improvements and personal property in an effort to determine how they contribute to total value. The following description of the improvements is based on our inspection of the hotel and office tower and information provided by ownership.

Hotel

Embassy Suites Palm Beach Gardens is an all-suite lodging facility, containing 160 rentable units, 5,110 square feet, and appropriate back-of-the-house facilities. The ten-story hotel opened in February, 1989, and is seven years old as of the date of this appraisal. The hotel was acquired by Ashford Financial Corporation in April 1995. At the time of this acquisition, the hotel was known as the Radisson Suites PGA, and was generally in good condition. Subsequent to the acquisition, the subject hotel franchise affiliation was changed to an Embassy Suites, beginning October 2, 1995. It was extensively renovated during the summer of 1995, at an estimated cost of $1,000,000, and again in 1996 at a cost of approximately $200,000. In scope, this renovation included painting the exterior of the building, and updating the guestrooms. The hotel is considered to be of good-to-excellent construction quality and is currently

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judged to be in good condition. The hotel is operated under a license agreement with Embassy Suites and because of the renovation in 1995 and 1996 meets the standards for lodging facilities of that brand.

Office Building

The Admiralty I is a class A, ten-story, multiple-tenant office building, which contains approximately 82,810 square feet of gross floor area, and 80,125 square feet of net rentable floor area. The office building opened in February, 1989 in conjunction with the hotel and is seven years of age as of the date of this appraisal. This office component was purchased with the hotel in April, 1995. The lobby of the office tower is comparatively small, and may be accessed via the lobby of the hotel or from the exterior of the building. Floors three through ten include approximately 8,200 square feet of office space, while the first and second floors are comparatively smaller due the presence of a two-story lobby and a 1,007-square-foot conference room. The conference room is part of the space leased by the tenant of the food and beverage outlets at the subject hotel. There are three office building elevators. The HVAC system consists of two rooftop chillers with computerized energy management controls. Life safety systems include sprinklers in all areas and hard-wired smoke alarms. Tenant improvements generally include carpeted flooring, painted drywall, and acoustical tile ceiling panels. The common area finish and tenant improvements of the office building are considered to be of good construction quality and are in good condition.

Based on our inspection and information provided by Mr. Oscar Barrera, hotel general manager, the following table summarizes the hotel facilities available at the subject property.

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Table 3-3   Hotel Facilities Summary
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Rooms:
King Beds                                   107  Units
Double/Doubles                               48
Suites                                        5
                                 ---------------
       Total                                160  Units

Food and Beverage Outlets:
Old Boston's                                110 Seats
Beacon Street Pub                            90
Atrium Cafe                                  75

Meeting Space:
Ballroom                                  3,600  Square Feet
Admirals Room                               800
Boardroom A                                 355
Boardroom B                                 355
                                 ---------------
    Total                                 5,110  Square Feet

Amenities:
Heated Outdoor Swimming Pool     Jogging Trail
Whirlpool                        Arcade
Sauna                            One Tennis Court
Exercise Room                    Coin-Operated Laundry
Complimentary Transportation     Business Center

Parking:
Garage                                      477  Spaces
Surface                                      86
                                 ---------------
Total                                       563  Spaces

Elevators:
Passenger                        2 Glass Enclosed
Freight                          1 Enclosed

Life Safety                      Wet Sprinklers
                                 Hard-Wired Smoke Detectors

Hotel Laundry                    Self-Contained

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Property Exterior

The hotel structure is centrally situated on the subject parcel, with the office tower abutting the hotel to the west. A three-level parking garage is located at the rear (south) of the hotel and office tower, while surface parking spaces are located primarily in the vicinity of the subject hotel. An elevated, enclosed, air-conditioned breezeway extends from the third level

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of the parking garage to the second floor of the hotel as the lower level of the garage is situated partly below the grade level of the site. The office building includes a drive-through bank facility on the ground level.

Vehicular access to the subject site is typically via PGA Boulevard. After entering the site, vehicular traffic proceeds to the hotel's main entrance via a circular driveway, which is located to the east of the primary entrance driveway, or to the parking garage to the south. Service vehicular traffic gains access to the loading dock via the previously noted ingress and egress easement from Military Trail, which extends along the rear of the hotel and office building, between the hotel and office building and the parking garage. The loading dock is located on the eastern side of the hotel lobby atrium building section.

Construction and Design

The exterior of both the hotel and office tower consist of stucco over concrete and aluminum framed, tinted, fixed-pane, plate-glass exterior walls. The front entrance to the hotel lobby and the temporary registration parking area for hotel guests is covered.

The subject hotel and office tower are of poured concrete construction. The hotel has an open four-story atrium lobby and includes a number of rooftop skylights and windows, which together provide natural lighting to the lobby. The attached office lobby is an open two-story area.

Lobby

The hotel lobby is decorated with tropical plantings, and a small lake with swans, fish and a water fountain. The hotel lobby is accessed from either the front entrance to the hotel, via lobby doors, from the enclosed breezeway extending from the parking garage, or from the office building lobby. Upon entering the hotel, the food and beverage outlets and retail space are situated on the left of the first floor lobby. The open atrium of the hotel is generous in size and provides an attractive and scenic entrance to the hotel. Although the office lobby is standard in size, it is also attractive to guests.

Food and Beverage Outlets

As previously noted the subject hotel includes three food and beverage outlets. These outlets include Old Boston's Steak and Seafood, Beacon Street Pub, and the Atrium Cafe. Each food and beverage outlet is open daily. Old Boston's Steak and Seafood outlet has an exterior entrance, located along the PGA Boulevard street frontage, or may be accessed from the hotel lobby. This restaurant features steak and seafood with a relaxing New England atmosphere. This restaurant is open from 5:00 PM to closing

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and provides nightly room service. The Atrium Cafe is located in the lobby. It features a complimentary, full American breakfast in the morning, a complimentary manager's reception each evening, and serves lunch in the afternoon. The Beacon Street Pub is open from 5:00 PM to closing during the weekday evenings and from 11:00 AM to closing on Saturday and Sunday. This outlet includes sports games and sports memorabilia. All kitchen equipment and furniture in the restaurants is owned by the hotel. It is our understanding that Embassy Suites will require that these food and beverage outlets be updated in the near future.

Meeting and Banquet Space

The subject property's meeting and banquet space is located on the second-floor level, above the first-floor level retail space and food and beverage outlets, overlooking the hotel lobby below. The ballroom is divisible into four separate meeting rooms, each containing 900 square feet. The ballroom accommodates 300 persons, banquet-style seating, and 400 persons, theater-style seating. The Admiral's Room seats 85 persons theater style, and 60 persons banquet style. Boardrooms A and B each seat 16 persons conference style. The banquet and meeting space is generally in good condition. However, it is our understanding that meeting room chairs will be replaced in 1997 and the 1,500 square feet of pre-function space and other second floor access areas need new carpeting.

Guestrooms

The guestrooms consist of 155 one-bedroom suites and five two-bedroom suites with thermostat climate controls. The one-bedroom suites contain approximately 482 square feet of living area, while the two-bedroom suites comprise approximately 645 square feet. Each two- and three-room suite provides a separate living room and bedroom, a living room with sofa sleeper, dining area, coffee maker, wet bar, minibar, microwave, radio, two telephones, one with voice mail, two remote-control color cable televisions, pay-per-view movies, iron/ironing board, and hair dryer. At the time of our inspection, the subject property's guestrooms appeared to be generally in good condition. However, it is our understanding that the updating of the guestrooms in 1997 will include 30 new sofa sleepers for 30 suites, king and double-bed box springs and mattresses for 95 suites, and bedspreads for the remaining 20 suites which were not previously replaced.

Guestroom Corridors

Guestroom corridors are wide enough to permit the easy passage of housekeeping and room service carts. In 1996 the carpeting and wall treatments for the hotel corridors on floor levels one through ten were replaced.

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Heating, Ventilation, and Air Conditioning

The subject hotel has a climate control HVAC unit for each suite, and rooftop HVAC chillers for the public areas of the hotel and for the office tower. It is our understanding that all HVAC equipment at the subject is currently in good condition as substantial repairs were recently made to the HVAC system at the subject hotel.

Asbestos

According to information provided by management representatives, there is no asbestos present in the subject property's improvements; however, we have not been provided with an asbestos report to confirm this assertion. The reader should be advised that any costs associated with asbestos removal or containment may have an unfavorable impact on the hotel's market value, and the estimate set forth in this appraisal reflects our value conclusions prior to the deduction of any such costs. We suggest that interested parties initiate an independent analysis regarding current asbestos levels and the capital expenditures necessary to remove any asbestos that is present.

ADA Conformance

Following the January 26, 1992 passage of the Americans with Disabilities Act
(ADA), buildings for public use are subject to new physical standards. The appraisers are not experts on ADA compliance, and we render no opinion regarding the subject property's conformance to ADA standards. Capital expenditures that may be necessary to bring the property into accordance with the ADA will reduce our estimate of market value. Any ongoing costs related to ADA regulations are expected to be funded by normal replacement reserves.

Improvements - Conclusion

Overall, the subject property's improvements appear appropriate for hotel and office use. Although the hotel exhibits adequate functional utility for the purpose to which the improvements were designed and built, we believe that the subject hotel exhibits functional obsolescence relative to a comparatively large hotel atrium, and a parking garage which does not generate sufficient revenue to support its cost to construct in the local market area. For the purposes of this appraisal, we have assumed that the subject will be maintained in its present condition throughout the assumed projection period. Specifically, it is assumed that hotel management will employ standard preventive maintenance measures, and that a reserve for replacement will continue to be funded, which will defray the future cost of any capital expenditures.

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ZONING

According to a representative of the City of Palm Beach Gardens, and our review of the current zoning map of Palm Beach Gardens, the subject property is zoned as follows.

                                    PUD CG -1

Based of our review of the CG - 1 (General Commercial District) zoning district, retail sales and consumer service establishments are permitted uses. More specifically, because the subject is part of a PUD (Planned Unit Development), the unimproved subject land can only be improved with a ten-story, 82,265-square-foot office building with a two-story parking garage. We were informed that the office building development rights are vested from the PUD approval.

In addition, according to our review of the Future Land Use Map of Palm Beach Gardens for 2010, the subject property is classified Commercial, which is judged as compatible with the subject CG - 1 zoning district. As a result, we have assumed that the subject conforms to local zoning regulations, and is a legal conforming use property. We further assume that all necessary permits and approvals have been secured (including an appropriate liquor license), and that the subject property was constructed in accordance with local zoning ordinances, building codes, and all other applicable regulations. Our zoning analysis should be verified before any physical changes are made to the existing hotel or office building or to the unimproved land.

ASSESSED VALUE AND TAXES

Property (or ad valorem) tax is one of the primary revenue sources of municipalities. Based on the concept that the tax burden should be distributed in proportion to the value of all properties within a taxing jurisdiction, a system of assessments is established. Theoretically, the assessed value placed on each parcel bears a definite relationship to market value, so properties with equal market values will have similar assessments and properties with higher and lower values will have proportionately larger and smaller assessments. Depending on the taxing policy of the municipality, property taxes can be based on the value of the real property or the value of the personal property and the real property.

Because the objective of assessed value is to maintain a specific value relationship among all properties in a taxing jurisdiction, comparable hotel and office property assessments should be evaluated to determine whether the subject property's assessed value is equitable.

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The taxing jurisdiction governing the subject property (Palm Beach County) assesses both real and personal property. The assessed value to market value ratio in Palm Beach County for commercial property has traditionally ranged between 65.0% and 95.0% of market value. The current year millage rate for the subject is $21.0071 per $1,000 of assessed value, which is slightly below the millage rate of $21.3283 per $1,000 in 1995. Based on the current year (1996) property assessment for the subject of $14,951,283, a current year tax burden of $314,083 is indicated, rounded to $314,000. Our review of the assessed values of the subject, three comparable hotels and five comparable office buildings located in the Palm Beach County taxing jurisdiction are as follows.

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Table 3-4   Assessed Values of the Subject, Comparable Hotels
            and Office Buildings
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                         SUMMARY OF SUBJECT ASSESSMENTS

Tax Identification           Personal Property      Real Property Assessments     Total Property
                             -----------------  --------------------------------  --------------
Numbers                        Assessments         Land            Improvements    Assessments
---------------------------- -------------------------------------------------------------------

52-42-42-12-00-000-1050                   0  $   5,796,960      $      7,869,840   $ 13,666,800
52-42-42-01-00-000-5060                   0        611,580                     0        611,580
52-42-42-01-00-000-5080                   0            300                11,713         12,013
52-42-42-12-00-000-1210                   0            300                     0            300
52-079321                   $       627,757              0                     0        627,757
52-077252                            32,833              0                     0         32,833
52-101957                          Inactive              0                     0              0
                             ---------------  -------------      ----------------   ------------
Totals                      $       660,590  $   6,409,140      $      7,881,553   $ 14,951,283

                        SUMMARY OF COMPARABLE ASSESSMENTS

                                                           Total Assessment                                     Assessment
                                   Number          -------------------------------------    ----------------------------------
Hotel Property                    of Rooms             Land               Improvements            Total          per Room
------------------------------------------------------------------------------------------------------------------------------
Palm Beach Gardens Marriott         279             $2,870,610             $11,789,249         $14,659,859     $52,544
Omni West Palm Beach Hotel          220              3,436,880              11,854,911          15,291,791      69,508
Radisson Suites Hotel               175                908,882               5,283,250           6,192,132      35,384

                                                            Total Assessment                                    Assessment
                                   GFA            -------------------------------------                       ----------------
Office Address                    (Sq Ft)              Land               Improvements            Total         per Sq Ft'
------------------------------------------------------------------------------------------------------------------------------
3300 PGA Boulevard                 91,111           $2,352,000              $6,398,000          $8,750,000            $96
4440 PGA Boulevard                 51,595            1,120,488               1,479,512           2,600,000             50
4500 PGA Boulevard                 53,553            1,097,712               2,302,288           3,400,000             63
1700 Palm Beach Lakes Boulevard    82,973              752,712               5,047,288           5,800,000             70
500 Australian Avenue              97,345              716,124               6,783,876           7,500,000             77

              Source: Palm Beach County Property Appraiser's Office

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Based on our review, the comparable hotel and office building assessments ranged from $35,384 to $69,508 per room, and from $50.00 to $96.00 per square foot, respectively. In multiplying the average assessment per room of $52,479 by the number of rooms at the subject of 160, an assessment of approximately $8,397,000 is indicated. In multiplying the average assessment per square foot of $71.20 by the gross floor area at the subject of 82,125 square feet, an assessment of approximately $5,704,900 is indicated.

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The summation of the two calculated assessments equal $14,101,487, which is slightly below the current assessment of the subject at $14,951,283. However, the subject includes excess land not found at the compared properties. Therefore, we believe this analysis supports the 1996 tax burden for the subject of $314,000. In applying projected inflationary increases of 3.5% per year to the current year assessment, the future tax burden for the subject property is as follows.

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Table 3-5   Forecast of Property Tax Expense (+000)
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                              Stabilized      1998    1999     2000     2001
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Forecast Property Taxes           $314        $325    $336     $348     $360

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NEIGHBORHOOD

The neighborhood surrounding a lodging facility often has an impact on a hotel's status, image, class, style of operation, and sometimes its ability to attract and properly serve a particular market segment. This section investigates the subject property's neighborhood and evaluates any pertinent locational factors that could affect its occupancy, average rate, food and beverage revenues, and overall profitability.

The neighborhood surrounding the subject property is characterized by commercial/retail development along the major arteries and various forms of residential development located along the secondary roads. The properties located along PGA Boulevard, west of I-95, consist primarily of hotels, shopping centers, and bank office buildings which benefit from the visibility and proximity of I-95. A Holiday Inn and the Gardens Square Shops Shopping Center are located along the north line of PGA Boulevard, opposite the subject, while the First Union Center Office Building and the SunTrust Bank Building are located at the intersection of PGA Boulevard and Military Trail, west of I-95 and the subject. The commercial/retail development situated along Military Trail to the north and south of PGA Boulevard, to the west of the subject, consists generally of neighborhood commercial/retail development. The Tanglewood Apartments are located south of the subject and west of I-95.

Located to the south of PGA Boulevard, east of I-95, and along or near RCA Boulevard is Loehmanns Plaza, which includes six General Cinema Theaters, the Palm Beach Gardens Marriott, the Florida Atlantic University North Campus, a Palm Beach Community College campus, and United

                                NEIGHBORHOOD MAP

                               [GRAPHIC OMITTED]

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Tech Optical Systems, Inc. facility. The PGA Boulevard corridor, located to the east and west of I-95, is only approximately 50% developed. It is our understanding from our conversations with Palm Beach Gardens city officials that the relatively large amount of vacant land in the subject neighborhood, located along PGA Boulevard near I-95, is not currently developable due to concurrency regulations. Concurrency limits development in the State of Florida when the vehicular traffic along local arterials are at capacity.

Neighborhood - Conclusion

The neighborhood surrounding the Embassy Suites Palm Beach Gardens is considered to be consistent with development located at other intersections along I-95. We believe that the location of the subject is appropriate for a hotel and office development, similar in scope to the existing upscale subject development.

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4. Market Area Analysis

The economic vitality of the market surrounding the subject property is an important consideration in forecasting lodging demand and income potential. Economic and demographic trends that reflect the amount of visitation provide a basis from which to project hostelry demand. The purpose of the area analysis is to review available economic and demographic data to determine whether the local market will undergo economic growth, stability, or decline. In addition to predicting the direction of the economy, the rate of change must be quantified. These trends are then correlated based on their propensity to reflect variations in lodging demand with the objective of forecasting the growth or decline in visitation by individual market segment.

Market Area Definition

The CMSA generally includes Palm Beach County, while the MSA includes the West Palm Beach-Boca Raton market area.

The subject property is situated in the City of Palm Beach Gardens in Palm Beach County, Florida. The West Palm Beach/Boca Raton Metropolitan Statistical Area
(MSA) incorporates the majority of Palm Beach County. This area includes the cities of Boca Raton, Boynton Beach, Lake Worth, West Palm Beach, Palm Beach Gardens and Riviera Beach. The county, in the past decade, has expanded to become one large economic center, with I-95 and Florida's Turnpike serving as the primary north/south arteries between the previously mentioned cities.

Economic and Demographic Data

Based on fieldwork conducted in the area and our in-house sources, we have evaluated various economic and demographic statistics to determine trends in lodging demand. A primary source of economic and demographic statistics used in this analysis is the Complete Economic and Demographic Data Source published by Woods & Poole Economics, Inc., a well-regarded forecasting service based in Washington, DC. Using a data base containing more than 300 variables for each county in the nation, Woods & Poole employs a sophisticated regional model to forecast economic and demographic trends. Historical statistics are based on census

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data and information published by the Bureau of Economic Analysis. Projections are formulated by Woods and Poole. All dollar amounts have been adjusted for inflation, and thus growth or decline represents real change in constant dollars.

Population

Palm Beach County has undergone gradual growth over the past several years in population. Between 1980 and 1995, the population in the county increased at an average annual compound rate of 3.5%, while population totals increased between 1990 and 1995 at an average annual compound rate of 2.5%. Population is projected to increase at an average annual compound rate of 2.7% between 1995 and 2000.

We find that the rate of population growth generally establishes an approximate rate of increase for commercial hotel demand. This observation also holds true for the meeting and convention segment if a majority of the meetings are business-oriented.

Retail Sales

Palm Beach County has undergone rapid growth over the past several years in retail sales. Between 1980 and 1995, the retail sales in the county increased at an average annual compound rate of 4.7%, while the retail sites increased between 1990 and 1995 at an average annual compound rate of 3.8%. Retail sales are projected to increase at an average annual compound rate of 2.7% between 1995 and 2000.

Personal Income

Palm Beach County has undergone rapid growth over the past several years in personal income. Between 1980 and 1995, the population in the county has increased at an average annual compound rate of 6.2%, while personal income increased between 1990 and 1995 at an average annual compound rate of 3.3%. Personal income is projected to increase at an average annual compound rate of 4.0% between 1995 and 2000.

Work Force Characteristics

Palm Beach County has become the headquarters to many corporations, including Pratt & Whitney, W.R. Grace and Company, Motorola Inc., Florida Power & Light, Southern Bell and Siemens Companies. Banking institutions have established large offices in both Boca Raton and West Palm Beach, including NationsBank, First Union National Bank, and Barnett Bank of Palm Beach County.

The major employers in Palm Beach County represent a cross section of hotel demand potential. Some are national in scope, while others operate on a more local basis. Some are engaged in manufacturing, and others are

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active in service businesses. The following table outlines the major goods-producing employers in Palm Beach County.

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Table 4-1   Major Employers
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                                                                  Number of
Firm                                       Product                Employees
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Pratt & Whitney                       Jet Engines                    5,000
IBM                                   Personal Computers             3,300
Flo Sun, Inc.                         Agriculture                    2,534
Motorola, Inc.                        Electronic Pagers              2,800
Siemens Companies                     PBX Systems                    2,000
Osceola Farms                         Agriculture                    1,500
Palm Beach Newspapers, Inc.           Newspaper Publishing           1,330
U.S. Sugar Corporation                Agriculture                    1,000
Sikorsky Aircraft                     Helicopters                      550
United Tech. Optical Systems, Inc.    Laser Optical Systems            550
W.R. Grace & Company                  Specialty Chemicals              500
Rinker Materials Corp.                Cement                           500
Hardrives, Inc.                       Construction                     420
C.M.A.C.                              Printed Circuit Boards           400
LDDS Communications                   Specialty Chemicals              300
Solitron Devices, Inc.                Power Hybrids                    300
Sensormatic                           Anti-theft Devices               300
Photo Electronics Corp.               Photographic Equipment           290
The Pepsi Cola Bottling Co.           Bottled Soft Drinks              275
National Enquirer, Inc.               Newspapers                       250
Sony Professional Products            Audio Visual Equip               250

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Airport Traffic

Palm Beach International Airport is located just west of I-95, west of the West Palm Beach CBD. The West Palm Beach International Airport was expanded with a $59-million new terminal that was completed in October 1989. The new facility added some 560,000 square feet of space, increasing the number of gates by 24. The West Palm Beach International Airport is currently serviced by 30 airlines and offers regional, domestic and international flights. The airport facilities are currently under-utilized, but as Palm Beach County continues to grow and mature, the airport will be well positioned to provide additional capacity in the future.

From 1991 to 1995 passenger traffic at the West Palm Beach International Airport has increased at an average annual compound rate of only 0.9%. However, the passenger traffic has increased by 7.6% through August 1996 after comparison to August 1995 totals.

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Local Attractions

Palm Beach offers a number of popular attractions, including the Atlantic Ocean beaches, the Kravis Center for the Performing Arts, the Worth Avenue shopping district and several regional malls. However, Palm Beach County does not have a convention center. The North Palm Beach County market area provides spring training facilities for the Montreal Expos and the Atlanta Braves. The area's excellent golf, tennis and proximity to Orlando and Walt Disney World further underscore Palm Beach's viability as a leisure destination.

Our review of various economic and demographic data indicates that the subject property's market area remains in a growth stage, and should continue to grow into the future.

Economic and Demographic Data

The following tables summarize the economic and demographic trends discussed throughout this section. All figures that reflect dollar amounts have been adjusted for inflation, and thus reflect real change. It should be noted that the percent changes indicated in the following tables are based on unrounded figures, and thus may not calculate exactly.

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Table 4-1   Economic and Demographic Data for the Subject Property's Market Area
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                                                                                                                      Avg. Annual
Data Type                                                                       Period      Data Point   Data Point  Comp. Change
-----------------------------------------------------------------------------------------------------------------------------------
Long-Term Historical Population
  Palm Beach County                                                            1980-1995         585.8         983.1      3.5%
  West Palm Beach-Boca Raton, FL MSA                                           1980-1995         585.8         983.1      3.5
  State of Florida                                                             1980-1995       9,841.1      14,230.4      2.5
  United States                                                                1980-1995     227,225.6     262,791.0      1.0
Short-Term Historical Population
  Palm Beach County                                                            1990-1995         870.0         983.1      2.5
  West Palm Beach-Boca Raton, FL MSA                                           1990-1995         870.0         983.1      2.5
  State of Florida                                                             1990-1995      13,019.1      14,230.4      1.8
  United States                                                                1990-1995     249,401.4     262,791.0      1.1
Projected Population
  Palm Beach County                                                            1995-2000         983.1       1,123.6      2.7
  West Palm Beach-Boca Raton, FL MSA                                           1995-2000         983.1       1,123.6      2.7
  State of Florida                                                             1995-2000      14,230.4      15,606.5      1.9
  United States                                                                1995-2000     262,791.0     274,758.4      0.9
Long-Term Historical Retail Sales
  Palm Beach County                                                            1980-1995       4,456.9       8,882.5      4.7
  West Palm Beach-Boca Raton, FL MSA                                           1980-1995       4,456.9       8,882.5      4.7
  State of Florida                                                             1980-1995      66,181.6     113,048.9      3.6
  United States                                                                1980-1995   1,340,768.9   1,765,826.1      1.9
Short-Term Historical Retail Sales
  Palm Beach County                                                            1990-1995       7,354.5       8,882.5      3.8
  West Palm Beach-Boca Raton, FL MSA                                           1990-1995       7,354.5       8,882.5      3.8
   State of Florida                                                            1990-1995      96,339.3     113,048.9      3.3
   United States                                                               1990-1995   1,557,380.2   1,765,826.1      2.5
Projected Retail Sales
   Palm Beach County                                                           1995-2000       8,882.5      10,151.8      2.7
  West Palm Beach-Boca Raton, FL MSA                                           1995-2000       8,882.5      10,151.8      2.7
  State of Florida                                                             1995-2000     113,048.9     123,900.1      1.9
  United States                                                                1995-2000   1,765,826.1   1,846,830.4      0.9
Long-Term Historical Retail Sales Per Capita
  Palm Beach County                                                            1980-1995       7,607.8       9,035.2      1.2
  West Palm Beach-Boca Raton, FL MSA                                           1980-1995       7,607.8       9,035.2      1.2
   State of Florida                                                            1980-1995       6,725.0       7,944.2      1.1
   United States                                                               1980-1995       5,900.6       6,719.5      0.9
Short-Term Historical Retail Sales Per Capita
   Palm Beach County                                                           1990-1995       8,453.3       9,035.2      1.3
  West Palm Beach-Boca Raton, FL MSA                                           1990-1995       8,453.3       9,035.2      1.3
   State of Florida                                                            1990-1995       7,399.9       7,944.2      1.4
   United States                                                               1990-1995       6,244.5       6,719.5      1.5

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Table 44-1 Economic and Demographic Data for the Subject Property's
           Market Area (continued)
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                                                                                                                      Avg. Annual
Data Type                                                                       Period      Data Point   Data Point  Comp. Change
-----------------------------------------------------------------------------------------------------------------------------------
Projected Personal Retail Sales Per Capita
  Palm Beach County                                                            1995-2000       9,035.2       9,035.0     (0.0)
  West Palm Beach-Boca Raton, EL MSA                                           1995-2000       9,035.2       9,035.0     (0.0)
  State of Florida                                                             1995-2000       7,944.2       7,939.0     (0.0)
  United States                                                                1995-2000       6,719.5       6,721.7      0.0
Long-Term Historical Eating and Drinking Place Sales
  Palm Beach County                                                            1980-1995         434.1         917.1      5.1
  West Palm Beach-Boca Raton, FL MSA                                           1980-1995         434.1         917.1      5.1
  State of Florida                                                             1980-1995       6,553.9      11,648.0      3.9
  United States                                                                1980-1995     126,131.6     185,035.4      2.6
Short-Term Historical Eating and Drinking Place Sales
  Palm Beach County                                                            1990-1995         770.2         917.1      3.6
  West Palm Beach-Boca Raton, FL MSA                                           1990-1995         770.2         917.1      3.6
  State of Florida                                                             1990-1995      10,065.3      11,648.0      3.0
  United States                                                                1990-1995     161,197.4     185,035.4      2.8
Projected Eating and Drinking Place Sales
  Palm Beach County                                                            1995-2000         917.1       1,075.5      3.2
  West Palm Beach-Boca Raton, FL MSA                                           1995-2000         917.1       1,075.5      3.2
  State of Florida                                                             1995-2000      11,648.0      13,142.8      2.4
  United States                                                                1995-2000     185,035.4     199,127.3      1.5
Long-Term Historical Eating and Drinking Place Sales Per Capita
  Palm Beach County                                                            1980-1995         741.1         932.8      1.5
  West Palm Beach-Boca Raton, FL MSA                                           1980-1995         741.1         932.8      1.5
  State of Florida                                                             1980-1995         666.0         818.5      1.4
  United States                                                                1980-1995         555.1         704.1      1.6
Short-Term Historical Eating and Drinking Place Sales Per Capita
  Palm Beach County                                                            1990-1995         885.2         932.8      1.1
  West Palm Beach-Boca Raton, FL MSA                                           1990-1995         885.2         932.8      1.1
  State of Florida                                                             1990-1995         773.1         818.5      1.1
  United States                                                                1990-1995         646.3         704.1      1.7
Projected Eating and Drinking Place Sales Per Capita
  Palm Beach County                                                            1995-2000         932.8         957.2      0.5
  West Palm Beach-Boca Raton, FL MSA                                           1995-2000         932.8         957.2      0.5
  State of Florida                                                             1995-2000         818.5         842.1      0.6
  United States                                                                1995-2000         704.1         724.7      0.6
Long-Term Historical Personal Income
  Palm Beach County                                                            1980-1995      10,517.3      25,896.3      6.2
  West Palm Beach-Boca Raton, FL MSA                                           1980-1995      10,517.3      25,896.3      6.2
  State of Florida                                                             1980-1995     135,546.7     242,033.9      3.9
  United States                                                                1980-1995   3,163,874.0   4,443,243.2      2.3

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Table 4-1  Economic and Demographic Data for the Subject Property's
           Market Area (continued)
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                                                                                                                      Avg. Annual
Data Type                                                                       Period      Data Point   Data Point  Comp. Change
-----------------------------------------------------------------------------------------------------------------------------------
Short-Term Historical Personal Income
  Palm Beach County                                                            1990-1995      22,036.1      25,896.3      3.3
  West Palm Beach-Boca Raton, FL MSA                                           1990-1995      22,036.1      25,896.3      3.3
  State of Florida                                                             1990-1995     212,884.6     242,033.9      2.6
  United States                                                                1990-1995   4,051,714.6   4,443,243.2      1.9
Projected Personal Income
  Palm Beach County                                                            1995-2000      25,896.3      31,516.8      4.0
  West Palm Beach-Boca Raton, FL MSA                                           1995-2000      25,896.3      31,516.8      4.0
  State of Florida                                                             1995-2000     242,033.9     286,366.1      3.4
  United States                                                                1995-2000   4,443,243.2   4,972,219.5      2.3
Long-Term Personal Income per Capita
  Palm Beach County                                                            1980-1995      17,953.0      26,341.0      2.6
  West Palm Beach-Boca Raton, FL MSA                                           1980-1995      17,953.0      26,341.0      2.6
  State of Florida                                                             1980-1995      13,773.0      17,008.0      1.4
  United States                                                                1980-1995      13,924.0      16,908.0      1.3
Short-Term Historical Personal Income per Capita
  Palm Beach County                                                            1990-1995      25,329.0      26,341.0      0.8
  West Palm Beach-Boca Raton, FL MSA                                           1990-1995      25,329.0      26,341.0      0.8
  State of Florida                                                             1990-1995      16,352.0      17,008.0      0.8
  United States                                                                1990-1995      16,246.0      16,908.0      0.8
Projected Personal Income per Capita
   Palm Beach County                                                           1995-2000      26,341.0      28,050.0      1.3
   West Palm Beach-Boca Raton, FL MSA                                          1995-2000      26,341.0      28,050.0      1.3
   State of Florida                                                            1995-2000      17,008.0      18,349.0      1.5
   United States                                                               1995-2000      16,908.0      18,097.0      1.4
Long-Term Historical Employment - West Palm Beach-Boca Raton, FL MSA
   Farm                                                                        1980-1995          16.3          11.3     (2.4)
   Agriculture Services, Other                                                 1980-1995           8.0          19.7      6.2
   Mining                                                                      1980-1995           0.6           1.2      4.6
   Construction                                                                1980-1995          25.2          32.6      1.7
   Manufacturing                                                               1980-1995          29.1          33.4      0.9
   Trans., Comm. & Public Utils.                                               1980-1995           9.8          18.0      4.1
   Total Trade                                                                 1980-1995          63.6         122.4      4.5
    Wholesale Trade                                                            1980-1995          10.3          20.2      4.6
    Retail Trade                                                               1980-1995          53.3         102.2      4.4
   Finance, Insurance, & Real Estate                                           1980-1995          34.7          48.7      2.3
   Services                                                                    1980-1995          74.6         193.5      6.6
   Total Government                                                            1980-1995          32.1          52.4      3.3
    Federal Civilian Govt.                                                     1980-1995           2.2           4.3      4.5
    Federal Military Govt.                                                     1980-1995           1.5           2.5      3.2
    State & Local Govt.                                                        1980-1995          28.4          45.7      3.2
   TOTAL                                                                       1980-1995         293.9         533.3      4.1

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Table 4-1   Economic and Demographic Data for the Subject Property's
            Market Area (continued)
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                                                                                                                      Avg. Annual
Data Type                                                                       Period      Data Point   Data Point  Comp. Change
-----------------------------------------------------------------------------------------------------------------------------------
Short-Term Historical Employment - West Palm Beach-Boca Raton, FL MSA
  Farm                                                                         1990-1995           9.3          11.3      4.1
  Agriculture Services, Other                                                  1990-1995          16.0          19.7      4.3
  Mining                                                                       1990-1995           0.8           1.2      8.0
  Construction                                                                 1990-1995          33.3          32.6     (0.4)
  Manufacturing                                                                1990-1995          34.4          33.4     (0.6)
  Trans., Comm. & Public Utils.                                                1990-1995          16.4          18.0      1.8
  Total Trade                                                                  1990-1995         106.3         122.4      2.9
   Wholesale Trade                                                             1990-1995          16.3          20.2      4.4
   Retail Trade                                                                1990-1995          90.0         102.2      2.6
  Finance, Insurance, & Real Estate                                            1990-1995          48.8          48.7     (0.0)
  Services                                                                     1990-1995         157.9         193.5      4.1
  Total Government                                                             1990-1995          48.1          52.4      1.7
   Federal Civilian Govt.                                                      1990-1995           4.2           4.3      0.1
   Federal Military Govt.                                                      1990-1995           2.6           2.5     (1.3)
   State & Local Govt                                                          1990-1995          41.2          45.7      2.1
  TOTAL                                                                        1990-1995         471.3         533.3      2.5
Projected Employment - West Palm Beach-Boca Raton, FL MSA
  Farm                                                                         1995-2000          11.3          11.2     (0.2)
  Agriculture Services, Other                                                  1995-2000          19.7          21.8      2.0
  Mining                                                                       1995-2000           1.2           1.4      3.3
  Construction                                                                 1995-2000          32.6          33.6      0.6
  Manufacturing                                                                1995-2000          33.4          35.4      1.2
  Trans., Comm, & Public Utils.                                                1995-2000          18.0          19.6      1.7
  Total Trade                                                                  1995-2000         122.4         138.1      2.4
   Wholesale Trade                                                             1995-2000          20.2          22.5      2.1
   Retail Trade                                                                1995-2000         102.2         115.7      2.5
  Finance, Insurance, & Real Estate                                            1995-2000          48.7          53.5      1.9
  Services                                                                     1995-2000         193.5         221.1      2.7
  Total Government                                                             1995-2000          52.4          54.6      0.8
   Federal Civilian Govt.                                                      1995-2000           4.3           4.6      1.7
   Federal Military Govt.                                                      1995-2000           2.5           2.5      0.2
   State & Local Govt.                                                         1995-2000          45.7          47.5      0.8
  TOTAL                                                                        1995-2000         533.3         590.3      2.1

                      Source: Woods & Poole Economics, Inc.

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The Market for Transient Accommodations section of this economic study and appraisal will relate these historical and projected growth trends to specific market segments based on their propensity to reflect visitation. This analysis will provide a basis for forecasting changes in room night demand in the subject property's area.

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5. Overview of External Forces Affecting the
   U.S. Lodging Industry

Introduction

Hotel ownership is ultimately the business of creating and enhancing value. To understand the investment potential of lodging facilities, investors must be thoroughly aware of the many forces that can cause changes in the value of their properties. Although some of these forces are internal (such as the layout and design of the facilities, the quality of management, and the condition of the property), others are external (such as the local economic environment and the competitive nature of the market). The risk associated with hotel investment lies largely with the external forces that are beyond the control of ownership and contribute to the variability of future income flows.

Investors and appraisers can project financial results by evaluating the historical impact of external forces on hotel values. Successful hotel investors seek opportunities where the risk of external forces can be minimized, thus reducing the uncertainty associated with income expectations.

When investors engage in due diligence prior to acquiring a lodging facility, they are primarily interested in trends affecting a limited geographic market area, such as a town, city, or county. A broader overview takes into account national and international travel patterns and trends. An understanding of the general characteristics of the United States hotel market is important because these trends often foreshadow economic and demographic changes in smaller areas.

This section of the appraisal will present an overview of the U.S. lodging industry by tracing many of the forces that influence hotel values. Historical economic and demographic data, and industry statistics will be analyzed to provide a basis for projections. Forecasts will be evaluated to determine their reasonableness. The conclusions represent another set of criteria that hotel investors consider in making their acquisition decisions.

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The Supply and Demand Relationship

Most business ventures are influenced by the relationship between supply and demand. In the hotel industry, supply refers to the number of units. A unit consists of one or more rooms and represents the smallest accommodation that can be rented to a guest. Each unit must have a full bath and its own entrance to a public hallway or the building exterior. Demand refers to a room night, which is one unit that is occupied for one night. The supply and demand relationship has a significant influence on a hotel's occupancy and/or average room rate.

Occupancy is calculated by dividing the number of rooms that are occupied for a specific period by the total number of rooms that are available during the same period. Average room rate is determined by dividing the total rooms revenue achieved during a specific period by the number of rooms occupied during that period; it also represents the weighted average of all the room rates charged during that period. In a market where demand is increasing faster than supply, occupancies rise and average rate growth generally exceeds inflation. When supply is increasing faster than demand, occupancies fall and average rates typically remain level or decline. Hotels generate revenue based on occupancy and average rate, and thus the supply and demand relationship is an important factor in analyzing profits and value.

Hotel occupancy levels have shown definite cycles that reflect the balance between supply and demand. The early 1970s marked the beginning of a hotel building boom reminiscent of the 1920s. Many factors contributed to this expansion, but the two main elements were readily available financing and aggressive chains that were eager to sell franchises. The new construction during the 1970s was made possible by the enormous amount of financing generated by all lenders, particularly real estate investment trusts (REITs). These high-leverage finance companies were created to allow small investors to participate in real estate mortgages and equities. The concept was quickly accepted by Wall Street, and soon billions of dollars were available to finance real estate projects. Many lenders became so overwhelmed with new money that their underwriting procedures broke down and some marginal developments were approved.

During the late 1960s and early 1970s, hotel companies actively expanded their chains through franchising. Franchising was a source of new capital, allowing hotel companies to grow and achieve national recognition using the franchisee's financial investment in individual properties. Some franchisors, eager to demonstrate sustained growth and establish a national

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presence, employed questionable marketing tactics to sell new franchises. Salespeople were often compensated based on the number of franchises sold, so there was little incentive to discourage developers from investing in poor locations and overbuilt markets. Many lenders and hostelry developers were led to believe that a national franchise would guarantee a successful operation.

The combination of readily available financing and aggressive hotel chains eager to sell franchises resulted in overbuilding and development of many poorly located, undercapitalized hostelries managed by inexperienced owners. The bubble burst on the lodging industry when inflation caused construction costs and interest rates to escalate. The 1974 energy crisis drastically reduced travel, and the accompanying recession curtailed business trips, conferences, and conventions.

Operators of marginal properties quickly fell behind in their mortgage payments, and lenders were forced to foreclose. As lenders became hostelry owners, they either organized work-out departments headed by experienced hoteliers or engaged professional hotel management companies to assume operational responsibilities. Sales data indicate that lenders who were looking for quick sales to remove nonperforming hotel assets from their books had to lower their prices substantially to attract all-cash buyers. Lenders who were willing to hold on to foreclosed hotels and employ professional management to reposition and improve the properties' operation were generally able to recoup their original investments in three to five years, once the industry began to recover. However, even lenders who repositioned their hotels had to take back favorable purchase-money financing to sell the properties because money from other sources was not available.

History has shown that during economic downturns, hotel values generally do not fall in proportion to the properties' declining incomes. Sellers, and particularly lenders who take back hotels through foreclosure, are often unwilling to sell at substantially reduced prices. They are more likely to wait out the downward cycle and dispose of their assets when the market begins to rebound. Thus, appraisers can best reflect market behavior by projecting a facility's net income to a point of recovery and applying the proper discounted cash flow procedure over that time period.

The late 1970s was a period of relative calm for the lodging industry. Because most lenders were recovering from the financial wounds inflicted

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by the 1975 recession, they had little interest in making hotel mortgages. New construction was restrained, and primarily consisted of additions to existing properties and the development of some large, downtown hotels oriented toward the commercial and convention markets. The rebirth of center-city hostelries was a direct result of fuel shortages and the availability of government financing for inner-city redevelopment projects. Highway-oriented properties, on the other hand, were adversely affected by escalating gasoline prices and decreased automobile travel, and these lodging facilities lost some of their appeal among investors and hotel companies.

Decreased building activity, the normal retirement of older hostelries from the market, and an improving economy created a favorable supply and demand relationship and record-high occupancy levels from 1979 to 1980. Average room rates increased rapidly as operators took advantage of the excess demand to recoup earlier losses and keep up with inflation.

After the decline in hotel development during the late 1970s, the environment appeared suitable for a period of renewed expansion. However, the Federal Reserve tightened the money supply in the early 1980s, sending the prime interest rate up to double-digit levels. Most of the projects that were in the preliminary planning stages but lacked sensible financing were put on hold.

Fiscal policy and declining energy prices eventually reduced the national inflation rate. This caused a decline in hotel interest rates beginning in 1983, and suddenly massive amounts of capital were available for real estate investments. Hotel developers who had been out of the market since the mid-1970s rushed to initiate new projects. They were aided by several major real estate development incentives: high occupancies and escalating room rates, readily available debt and equity financing, and unique income tax benefits designed to stimulate the national economy out of a recession.

During the early 1980s, trends were generally favorable for new hotel development. Although the recession caused a decline in lodging demand, many markets showed relatively high occupancy levels. Room rates were usually able to keep up with inflation, and the travel industry was expected to boom as a result of a recovering economy. Franchise sellers signed up new prospects aggressively, using product segmentation to justify the saturation of a market with a common brand.

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Financing was readily available from the savings and loan industry. Following deregulation, these banks were permitted to lend on commercial real estate, such as hotels. Although savings and loans had experience in making loans on single-family homes, few had expertise with commercial properties, and fewer still with hotels. The result was almost identical to the real estate investment trust fiasco the decade before: loan underwriting and administration were inept and sometimes nonexistent, the number of loans made seemed more important than the quality of the real estate and the integrity of the borrower, and short-term funds were often used to finance long-term mortgages. In the early 1990s, the industry suffered the consequences of this lending spree: most major hotel markets became severely overbuilt and many savings and loans went out of business.

Another factor contributing to hotel development in the 1980s was the very favorable treatment provided by income tax regulations. By carefully structuring hotel syndications to take advantage of all available tax benefits, investors could virtually recoup their total cash outlay in the first year and reap additional benefits in the future regardless of the economic success of the underlying asset. Because there was little incentive to justify a transaction's economics (i.e., cash flow and reversionary benefits), a number of syndicators overpaid for hotel properties, took out usurious fees, and overloaded their hotels with debt.

A change in the tax law in the mid-1980s eliminated many of the benefits associated with hotels, but the overbuilding in most markets was either in progress or had already taken place. By the end of the 1980s, the abuses of the savings and loans had become apparent, but it was too late to reverse the overbuilding. Between 1985 and 1990, approximately 556,000 rooms were added to the U.S. hotel supply.

The national economy entered another recession in 1990, and this factor (coupled with overbuilding and the Persian Gulf War in 1991) caused the national hotel occupancy rate to bottom out at 60.9%. In some markets, hotel occupancies were as low as 35%. This supply and demand imbalance was almost identical to the situation in the 1970s that led to numerous hotel failures. As in the REIT days, the number of non-performing loans reached record levels, and lenders moved to a work-out mode of operation in order to foreclose and restructure their hotel investments. Many of the savings and loans were taken over by the government and their hotel assets were sold at auction.

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According to the American Council of Life Insurance, which represents major life insurance companies, the number of delinquent hotel loans and the number of hotel loans in foreclosure peaked in 1991. This trend is undergoing a reversal as the U.S. lodging industry begins to recover. Loan restructuring was an attractive alternative to foreclosure during this period, and the number of loans in good standing with restructured terms almost doubled.

By 1993, new hotel construction had declined significantly. Lenders, trying to get out from under problematic hotel portfolios, curtailed all real estate lending and would not even consider hotels. The tax benefits associated with lodging facilities had been reduced significantly, and passive investors left the hospitality market entirely.

The slowdown in the growth of supply had a beneficial impact on occupancy levels, which started to recover in 1992. Improved occupancies are expected to continue through the late 1990s as increases in lodging demand outpace growth in supply.

Beginning in 1991, many lenders and the Resolution Trust Corporation (RTC) sold their oldest and least desirable hotels at liquidation prices. Because virtually no third-party financing was available, most lenders were forced to take back purchase-money mortgages at favorable terms in order to sell these properties without suffering massive write-downs. The newer and more desirable hotels were not put on the market, because their lenders/owners were waiting for values to recover. This course of action significantly reduced the number of transactions involving good-quality lodging facilities. The following table shows the volume of hotel transactions exceeding $10,000,000 between 1990 and 1995.

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Table 5-1   Summary of Major Hotel Transactions
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Year                        1990       1991     1992     1993     1994     1995
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Number of Transactions       130         54       67       52       92      104
Number of Rooms           40,543     16,427   25,187   19,935   33,503   36,951
Average Price Per Room  $136,000    $91,000  $85,000  $79,000  $80,000  $83,000

                            Source: HVS International

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In 1991, there were only 54 major hotel sales recorded. This number increased to 67 in 1992 and declined to 52 in 1993, then rose dramatically in

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1994 and 1995. During the low-volume years, many sellers remained on the sidelines waiting for values to increase before placing their properties on the market. The jump in 1994 is attributable to a number of factors, including the greater availability of mortgage funds, a return of institutional investors to the market, and a resurgence of investor interest in lodging facilities.

The profile of typical hotel buyers has changed somewhat. During the mid-1980s, when tax-driven syndication's were popular, many hotels were purchased by passive investors who hired management companies to operate their properties. These owners had little involvement in day-to-day management decisions, which occasionally led to poor management and financial losses. Today, most buyers of major hotels are owner-operators who bring with them both the acquisition funds (usually from a joint venture partner) and management expertise. We also note that real estate investment trusts (REITs) and public hotel companies (C-Corps) are actively acquiring hotels using funds from public equity stock offerings.

The supply of new hotel rooms is expected to increase slowly during the next several years. Lenders are beginning to return to the market, and are making some hotel loans based on conservative criteria. Initially, mortgage funds were available mainly to the budget and economy lodging sectors, for the purpose of refinancing existing properties or assisting buyers in acquisitions. Now, a number of lenders are willing to finance new construction for these small, low-end properties. Although financing is also becoming available for the acquisition of large, full-service hotels, very little has been allocated for new construction. At present, active hotel lenders are not necessarily traditional banks and insurance companies, but may include credit companies and Wall Street securities firms.

A number of hotel owners and developers are now constructing budget and economy hotels; a few are planning more upscale, full-service properties. Most lenders are taking a conservative approach to new hotel loans, which should limit new development to those projects that demonstrate true economic feasibility. As a result, severe short-term overbuilding is unlikely.

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Room Rates

The supply and demand relationship has a direct impact on hotel occupancies and an indirect influence on room rate growth. Between 1978 and 1995, hotel room rates increased at an average annual compounded rate of almost 6%. Significant rate growth was recorded during the late 1970s and early 1980s as a result of strong occupancies (70%'s) coupled with a high monetary inflation rate (14%). In recent years, room rate growth slowed as a result of low occupancies and a drop in inflation.

Hotel room rates generally increase faster than the Consumer Price Index (CPI) when occupancies are strong or moving upward. When occupancies are low or declining, room rate growth tends to lag behind the CPI; in some cases, rates may remain flat or actually drop. The following table compares the historical and projected annual increase in hotel room rates in the United States to the change in the national CPI.

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Table 5-2   Percent Change in Average Room Rates Versus CPI - U.S. Hotels
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                               Consumer Price
            Hotel Room Rate        Index               Hotel
Year        Percent Change     Percent Change        Occupancy
------------------------------------------------------------------

1973              4.2%                6.2%             70.2%
1974              7.6                11.0              64.0
1975              7.3                 9.1              63.7
1976              8.2                 5.7              65.8
1977              8.1                 6.5              67.3
1978             14.0                 7.7              69.2
1979             17.0                11.3              71.9
1980             15.2                13.5              70.6
1981             10.0                10.3              67.9
1982              6.5                 6.2              66.7
1983              5.1                 3.2              64.4
1984              6.9                 4.3              64.0
1985              4.6                 3.6              63.1
1986              3.2                 1.9              62.5
1987              3.6                 3.6              61.9
1988              3.6                 4.1              62.3
1989              3.5                 4.8              63.2
1990              3.0                 5.4              62.4
1991              0.6                 4.2              60.9
1992              1.4                 3.0              62.1
1993              2.8                 3.0              63.1
1994              5.2                 2.6              64.7
1995              4.8                 2.8              65.5
1996*             5.0                 3.0              66.0
1997*             5.5                 3.5              67.0
1998*             6.0                 4.0              68.0
1999*             5.5                 4.0              68.0

               Sources: Smith Travel Research & HVS International
                                  * Projected

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This table shows two periods when hotel room rate growth failed to keep pace with the CPI. From 1973 to 1975, the hotel industry was suffering from overbuilding related to real estate investment trusts, a recession, and a downturn in travel caused by the oil embargo. The second period of slow room rate growth occurred between 1988 and 1993, when the industry was again affected by overbuilding and a weak economy. The table illustrates that during periods of prosperity, room rates are a good hedge against inflation; this was true even when the CPI increased at double-digit levels.

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The projections indicate a strong recovery of room rates as the relationship between supply and demand becomes more favorable. Growth is expected to peak in 1998 at 6%, which is significantly higher than the projected gain in the CPI. This may appear high, but a similar trend occurred in 1978, when room rates rose 14.0% and the CPI increased by only 7.7%.

Hotels are unique because their room rates can be adjusted at any time. Unlike office space, where rents are typically negotiated for a five-year period, hotel operators are free to base rates on occupancy trends. Using sophisticated yield management programs, modern lodging facilities can ride the demand curve and maximize room rates whenever the market permits. As a result, hotels generally offer significant upside potential during periods of economic prosperity.

If lodging facilities can increase room rates faster than the CPI and still maintain occupancies, bottom-line profits usually escalate. If they can raise room rates and occupancy at the same time, profits will grow significantly. The opposite occurs when room rates fail to keep pace with inflation. Because market value is basically a multiple of bottom-line profits, changes caused by fluctuations in occupancy and average rate have a direct impact on value.

Rooms Revenue per Available Room (RevPAR)

The ability of a hotel to maximize its occupancy and room rate is measured in terms of rooms revenue per available room (RevPAR), which is the product of occupancy and average rate. Between 1978 and 1995, RevPAR in the U.S. lodging industry increased at an average annual compounded rate of approximately 5%. As in the case of average rate, most of the increase occurred during the late 1970s, when occupancies escalated rapidly. The only decline in RevPAR occurred in 1991.

Trends in Hotel Sales

HVS International constantly monitors hotel markets in order to collect information on sales of lodging facilities. This comprehensive database is known as the Hospitality Market Data Exchange (HMDE).

The HMDE includes more than 90% of all hotel sales that took place during this period. The HMDE data shows that the number of transactions peaked at 726 in 1986. This strong activity is largely attributable to pending changes in the tax laws, which made it less favorable to own hotels. It is also possible that forward-thinking investors noted the substantial overbuilding and declining economy and decided to bail out at that time. In 1987 and 1990,

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the average sales price per room peaked at $75,000. This was more than twice the 1981 average of $36,000.

Following the 1990 peak, hotel prices fell rapidly as occupancies and profits were eroded by the massive number of hotel rooms entering the market. By 1991, the year of the Persian Gulf War, sales prices had fallen to $38,000 per room. Even the highest price per room declined from the record $1,195,652 (for the sale of the Bel Aire Hotel) to $251,816 in 1992. The market hit bottom in 1993 when the average sales price dropped to $36,000 per room. Prices recovered rapidly in 1994 and 1995 as investors became interested in hotels again and more full-service properties were put on the market. In 1995, the average sales price was $61,000 per room.

The figures presented in the HMDE represent actual sales prices; no attempt was made to adjust for factors such as favorable or unfavorable financing, forced or liquidation sales, bankruptcy sales, foreclosures, and so forth. As a result, the average price per room does not necessarily reflect market value, which assumes a willing buyer and a willing seller. Many of the transactions that took place during the early 1990s involved unwilling sellers - usually lenders who were forced to liquidate hotel portfolios quickly at prices that were below market levels. Most hotel experts agree that a recovery is underway, and they recommend that owners hold their properties until more favorable conditions prevail.

Trends in Hotel Values

A more meaningful indicator of trends in hotel value is the Hotel Valuation Index (HVI), developed by HVS International. This index tracks changes in hotel values in 23 major markets and the nation as a whole. It is developed through an income approach, using market area data provided by Smith Travel Research and operational and capitalization rate information from HVS International, and is indexed to the 1986 U.S.A. value (1.0000). The following table sets forth the HVI from 1986 to 1995.

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Table 5-3   Hotel Valuation Index per Room
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                            Valuation Index Per Room

                    1986       1987        1988        1989     1990      1991      1992      1993       1994      1995
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Honolulu           3.3571     4.0357      4.6964     5.2857    5.3214    4.7857    4.9286    4.2857     4.3929    5.6071
New Orleans        1.5357     1.7500      2.2857     2.3929    2.5000    2.6071    3.2857    3.2500     3.8929    4.4286
New York           3.5714     4.1071      4.6429     4.5357    3.9286    3.0357    2.5714    2.5714     3.1429    4.1071
San Francisco      2.5000     3.0893      3.2500     3.0714    2.9286    2.5714    2.5714    2.9643     3.2143    4.0000
Phoenix            1.2143     1.0714      1.1786     1.5357    1.4286    1.2500    1.5000    1.9643     2.3571    3.2143
San Diego          2.8571     2.3571      2.5714     2.6786    2.3929    2.5357    2.5357    2.2143     2.3571    3.0357
Miami              1.4286     1.6071      1.7321     2.1429    2.1786    2.2500    2.5714    2.7857     2.3214    2.9286
Washington, DC     2.1786     2.1786      2.4464     2.6071    2.2500    1.8571    2.0357    2.5000     2.3929    2.8929
Atlanta            1.0714     1.0179      1.0536     1.0357    1.1429    1.1250    1.2857    1.7857     2.1429    2.6786
Minneapolis        0.7321     0.6964      0.7143     0.7143    0.7857    1.0000    1.2857    1.5714     1.8214    2.1786
Chicago            1.4643     1.5000      1.5714     1.5000    1.4286    1.2143    1.2500    1.5000     1.8571    2.1786
Boston             2.3571     2.7143      2.6071     2.1429    1.8214    1.2500    1.3036    1.3214     1.6071    2.1071
Fort Lauderdale    1.4643     1.2679      1.3214     1.4286    1.4821    1.3571    1.7143    1.8929     1.6071    1.9286
Orlando            1.5000     1.6429      1.9286     2.5000    2.5357    1.8929    2.0714    1.7857     1.6071    1.8929
Denver             0.5357     0.4464      0.4643     0.4821    0.7857    0.9268    1.0357    1.3214     1.5000    1.8571
Dallas             0.5536     0.6250      0.6607     0.7321    0.7857    0.7143    0.9643    1.0357     1.3214    1.7143
USA                1.0000     0.9464      1.0536     1.1250    1.0714    0.9214    0.9929    1.1429     1.3214    1.6071
Los Angeles        2.1071     2.2857      2.3929     2.4643    2.1786    1.5714    1.0714    0.9643     1.1964    1.5000
Tampa              0.8393     0.7679      0.8571     1.1429    1.2857    1.0357    1.0714    1.0357     1.1071    1.3214
Anaheim            1.7679     1.7321      1.7500     1.8571    1.6071    1.2857    0.9642    0.9464     0.8393    1.2500
Houston            0.3571     0.4286      0.6964     0.7857    1.1071    1.1607    1.1429    1.0357     1.0000    1.1786
Philadelphia       1.4643     1.5357      1.4286     1.3214    1.0714    0.6786    0.5714    0.6071     0.7500    1.0714
Norfolk            1.1786     1.0536      0.9286     0.7857    0.6429    0.5357    0.6071    0.6429     0.7500    0.9643
Riverside          0.9643     1.2143      1.5714     1.7143    1.4643    1.2500    0.7857    0.5357     0.4286    0.5357

                           Source: HVS International

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The HVI can be used to show the value change in a particular market over time or to show the relative difference in hotel values in various cities. The following table shows the annual change in hotel values in 23 major markets and the United States as a whole.

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Table 5-4   Percent Change in the Hotel Valuation Index
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                              Annual Percent Change

                   '86-87   '87-88  '88-'89   '89-'90  '90-'91  '91-'92  '92-'93   93-'94  '94-'95  '86-'95
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Honolulu             20 %     16 %     13 %       1 %    -10 %      3 %    -13 %       3 %     28 %     67 %
New Orleans          14       31        5         4        4       26       -1        20       14      188
New York             15       13       -2       -13      -23      -15        0        22       31       15
San Francisco        24        5       -5        -5      -12        0       15         8       24       60
Phoenix             -12       10       30        -7      -13       20       31        20       36      165
San Diego           -18        9        4       -11        6        0      -13         6       29        6
Miami                12        8       24         2        3       14        8       -17       26      105
Washington, DC        0       12        7       -14      -17       10       23        -4       21       33
Atlanta              -5        4       -2        10       -2       14       39        20       25      150
Minneapolis          -5        3        0        10       27       29       22        16       20      198
Chicago               2        5       -5        -5      -15        3       20        24       17       49
Boston               15       -4      -18       -15      -31        4        1        22       31      -11
Fort Lauderdale     -13        4        8         4       -8       26       10       -15       20       32
Orlando              10       17       30         1      -25        9      -14       -10       18       26
Denver              -17        4        4        63       18       12       28        14       24      247
Dallas               13        6       11         7       -9       35        7        28       30      210
USA                  -5       11        7        -5      -14        8       15        16       22       61
Los Angeles           8        5        3       -12      -28      -32      -10        24       25      -29
Tampa                -9       12       33        12      -19        3       -3         7       19       57
Anaheim              -2        1        6       -13      -20      -25       -2       -11       49      -29
Houston              20       62       13        41        5       -2       -9        -3       18      230
Philadelphia          5       -7       -8       -19      -37      -16        6        24       43      -27
Norfolk             -11      -12      -15       -18      -17       13        6        17       29      -18
Riverside            26       29        9       -15      -15      -37      -32       -20       25      -44

                           Source: HVS International

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On a national basis, hotel values rose in 1988 and 1989, then declined in 1990 and dropped by 14% in 1991. A turnaround commenced in 1992, when values increased by 8%; still greater increases of 15% in 1993, 16% in 1994, and 22% in 1995 signaled that a recovery was well underway. In the case of the individual cities, it is obvious that the movement in national hotel values has been offset somewhat by trends in local markets. Between 1986 and 1995, Riverside hotels lost more than 40% of their value, while San Francisco showed a 60% increase. Anaheim, Los Angeles, and Philadelphia also suffered significant drops.

Future Trends

Most hotel owners, operators and lenders agree that the U.S. lodging industry has emerged from one of the worst periods since the Depression of 1929. Today, there are many indications that signal a strong recovery is underway, and most hotels have experienced a dramatic rise in profitability. Conversely, the hotel industry remains cyclical, and there are long-term trends and risk factors that could have an unfavorable impact on the operating results and investment potential of lodging facilities. The

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following list summarizes the positive and negative factors that are likely to influence the U.S. lodging industry in coming years.

o No significant amount of new hotel development is likely to occur during the next three to five years. Lenders stopped financing new hotels in the early 1990s because of the high rate of loan defaults, and they are only now starting to make construction loans. Although mortgage funds are available to refinance existing properties and construction loans are being made for economy hotels, mortgages for new hotels in the mid-rate, first-class, and luxury categories are still difficult to secure. This lack of financing is major barrier to entry, and will prevent a number of proposed projects from moving forward. With only a slow increase in supply, hotel occupancies should rebound as fast as the growth in demand permits.

o An additional barrier to entry is the current discrepancy between market values and replacement costs for first-class and luxury hotels. In today's market, many upscale hotels are still selling for prices that are below what it would cost to develop a comparable hotel. As a result, there is little justification for building a new hotel when a similar, existing facility is available for sale at some fraction of the cost. Until the gap between market value and replacement cost narrows, there will be minimal new hotel construction in the upper-tier segments. The market values and replacement costs of budget and economy hotels have been in equilibrium for several years which is another reason why new development is proceeding in these segments.

o The U.S. economy continues to improve, which suggests that more people are traveling. Many people curtailed their travel plans during the recent recession, and there is likely to be pent-up demand that will be released as consumer confidence escalates.

o Minimal additions to the hotel supply coupled with growth in demand should result in further improvement in occupancies during the next several years.

o As shown by the historical data, hotel room rates rise rapidly as occupancies escalate. The most frequent complaint that owners and operators had during the recent recession was their inability to achieve average rate gains. Starting in 1994, gains in hotel room rates returned to levels in excess of inflation, foreshadowing enhanced profitability. In real dollars, hotel room rates are expected to return to 1988 levels by

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    1998. This is a good indication that hotel values will return to record levels in the next two to four years.

o The low cost of capital is another factor that tends to enhance value. Because capitalization rates are tied directly to the price of capital, the lower the cost, the lower the cap rate and the higher the value. The cost of hotel debt capital averaged 10.5% in 1990. Today, similar financing is available at 8.5% to 9.5%. Recent hotel sales support the downward trend in capitalization rates.

o Government regulations are becoming increasingly expensive for the U.S. hotel industry. A national health care policy could force small operators to provide better benefits for many more employees, particularly the part-time workers who are used extensively by hotels and restaurants. Environmental laws are becoming stricter and will require hotels to implement recycling, reuse, and conservation procedures. Congress has limited deductions for meals and entertainment expenses, which increases the cost of doing business in hotels and restaurants. Local municipalities use hotel rooms taxes as a source of revenue for general use, and the hotel rooms tax is so high in some areas that it has driven away demand. This is particularly true with respect to meetings and conventions, which can be held in cities that tax accommodations at a lower rate.

o Improved technology is rapidly changing the way business is conducted. During the next decade, advances such as video communication, enhanced data transfer, and faster transportation are expected to limit the need for face-to-face meetings and shorten the time that executives are away from their offices. Commercial hotels are bound to be influenced by this trend.

Conclusion

Interest in hotel acquisition has increased significantly during the past several years. Buyers have concluded that future earnings trends are likely to be favorable, and the risks posed by overbuilding or an economic downturn are small. Some sellers are holding their properties until prices reach a higher level. Consequently, we believe there is pent-up desire to sell once prices begin to approach levels that allow the existing (or restructured) debt to be paid off.

The fact that numerous buyers are chasing very few acquisition opportunities has had a favorable impact on recent sales prices. For buyers to be successful in this highly competitive market, their projected operating

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results must take into account at least a portion of any upside created from improved performance, particularly if the improvement can be readily achieved through management efficiencies. Capitalization rates based on historical operating income have fallen during the past several years. Hotel buyers in today's market must be aggressive in all of their acquisition assumptions. As a result, hotel values in some parts of the country are approaching the levels registered during the mid-1980s, and a full recovery is expected to occur in the next two to four years.

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6. Lodging Market Supply and Demand Analysis

MARKET FOR TRANSIENT ACCOMMODATIONS

The market for transient accommodations is an all-encompassing term referring to the many types of travelers who use lodging facilities in a given area. These travelers represent the market's accommodated room night demand. This section will begin with an analysis of historical demand trends to determine what changes have occurred; the historical number of competitive hotel rooms will then be estimated to evaluate local supply trends. Areawide occupancy levels can be calculated based on the number of hotel rooms available in the market and the demand for lodging accommodations. The total hotel room night demand will be divided into individual market segments to allow us to forecast growth rates based on the economic and demographic data set forth earlier in this report.

Historical Supply and Demand Data

Smith Travel Research (STR) has compiled historical supply and demand data for the subject property and its competitors. This information is presented in the following table, along with the marketwide occupancy, average rate, and rooms revenue per available room (RevPAR). RevPAR is calculated by multiplying occupancy by average rate, and provides an indication of how well rooms revenue is being maximized.

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Table 6-1   Historical Room Supply and Demand Trends (STR)
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                                                                                                   Year to Date     Average Annual
                                                                                                -----------------  Compounded Growth
                            1989       1990      1991       1992      1993      1994      1995      1995     1996      1989 - 1995
------------------------------------------------------------------------------------------------------------------------------------
Number of Rooms              974      1,375     1,413      1,413     1,413     1,413     1,413     1,413    1,413
Annual Guestroom Supply  355,510    501,875   515,745    515,745   515,745   515,745   515,745   385,749  387,162
Percent Change               ---%      41.2%      2.8%       0.0%      0.0%      0.0%      0.0%    ---        0.4%        6.4%

Room Night Demand        225,038    299,619   292,943    325,435   340,907   352,770   363,600   278,511  272,175
Percent Change               ---%      33.1%     -2.2%      11.1%      4.8%      3.5%      3.1%    ---       -2.3%        8.3%

Occupancy                   63.3%      59.7%     56.8%      63.1%     66.1%     68.4%     70.5%     72.2     70.3%
Percent Change               ---%      -5.7%     -4.9%      11.0%      4.8%      3.5%      3.1%    ---       -2.6%        1.8%

Average Rate              $83.76     $79.23    $67.07     $76.76    $79.97    $82.99    $87.75    $89.68   $94.13
Percent Change               ---%      -5.4%    -15.3%      14.4%      4.2%      3.8%      5.7%    ---        5.0%        0.8%

RevPAR                    $53.02     $47.30    $38.10     $48.44    $52.86    $56.77    $61.86    $64.75   $66.17
Percent Change               ---%     -10.8%    -19.5%      27.1%      9.1%      7.4%      9.0%    ---        2.2%        2.6%

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It is important to note some limitations of the STR data. Hotels are occasionally added to or removed from the sample, and not every property reports data in a consistent and timely manner; these factors can influence the overall quality of the information by skewing the results. These inconsistencies may also cause the STR data to differ from the results of our competitive survey. Nonetheless, we find that hotel buyers often rely on STR statistics, and thus they are considered relevant to this study.

The preceding table illustrates that the room supply of the defined competitive market has not changed in the past five years. With the opening of the 160-unit subject property in late 1989 and the 279-unit Palm Beach Gardens Marriott in 1990, the area room supply increased from the historical level of 974 to the current 1,413. Overall, this reflects a 45% increase in supply. Room night demand showed strong gains in 1990 with an increase of 33.2%, which suggests that, prior to the opening of these properties, some inherent demand had not been accommodated by the primarily competitive hotels. Although the somewhat low areawide occupancy of 63.3% registered in 1989 would typically indicate minimal unaccommodated demand, the seasonal pattern of the market results in periods of surplus occupancy in the market area during which unaccommodated demand can occur. Despite the strong increase in demand, the opening of these two new properties did dilute the market, and overall occupancy fell by 5.7%, to 59.7% in 1990. A further decline in occupancy was recorded in 1991; this downturn was a result of a decrease in demand, which can be attributed to the Persian Gulf War which occurred in early 1991, and caused a nationwide decline in travel.

Subsequently, from 1992 through the year-to-date 1996 occupancy and room night demand have both grown steadily. Demand rebounded in 1992, increasing 11.1% in that year. Subsequent years reflect moderating growth, as the areawide occupancy gradually climbed to the 70% level achieved in 1995. This pattern of growth is generally reflective of the recovery from the recent economic recession, and mirrors national hotel demand and occupancy trends.

The opening of the new hotels and the Persian Gulf War also had an adverse impact on the areawide average rate, which fell by 5.4% in 1990 and a dramatic 15.3% in 1991. These declines can be attributed to the softening of occupancy in the area, which in turn caused hotel management to pursue aggressive marketing through price discounts in an effort to forestall occupancy declines. With the return to positive demand

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and occupancy growth, the area also recovered average rate, which grew by 14.4% in 1992. Average rate has continued to rise since that point in time, surpassing inflation levels in each of the past three years as well as in the year to date.

As the areawide occupancy has reached the 70% level, hotels in the market area have begun to pursue more aggressive rate increases, in an effort to maximize RevPAR and thus yield. This strategy is evident in the year to data, where an occupancy decrease of 2.6% has been accompanied by an average rate has increased by 5.0%, resulting in a net increase of 2.2% in RevPAR. Given the seasonal nature of this area, it is unlikely that the market can sustain occupancy levels significantly in excess of 70.0%. We therefore expect areawide occupancy to remain relatively flat, while average rate growth continues to exceed inflation. This dynamic should continue until the next downturn in the regional or national economy or until new supply enters the market and alters the existing balance in the supply and demand equation.

Demand Analysis Using Market Segmentation

For the purpose of demand analysis, the overall market is divided into individual segments based on the nature of travel. Although a market may have various segments, the three primary classifications occurring in most areas are commercial, meeting and group, and leisure.

Market segmentation is a useful procedure because individual classifications often exhibit unique characteristics in terms of growth potential, seasonality of demand, average length of stay, double occupancy, facility requirements, price sensitivity, and so forth. By quantifying the room night demand by market segment and analyzing the characteristics of each segment, the overall demand for transient accommodations can be projected. Lodging demand for the competitive hotel market is generated primarily by the following three market segments.

      Segment 1 Commercialleisure
      Segment 2 Meeting & Group
      Segment 3 Leisure

Based on our fieldwork, area analysis, and knowledge of the local lodging market, we estimate the 1995 distribution of accommodated hotel room night demand as follows.

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Table 6-2   1995 Accommodated Room Night Demand
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                              1996 Annual Room Night Demand (Rounded)
                     ----------------------------------------------------------
                                   Percentage                    Percentage
Market Segment       Market Wide    of Total   Subject Property    of Total
-------------------------------------------------------------------------------

Commercial               145,000         34%          14,000          31%
Meeting and Group        146,000         34           11,000          24
Leisure                  139,000         32           20,000          44

                     ------------  ---------   --------------   ---------
  Total                  430,000        100%          45,000         100%

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Based on our review of the preceding table, the room night demand of the competitive supply is nearly equally distributed between the commercial (34%), meeting and group (34%), and leisure (32%) segments. Room night demand accommodate at the subject property is more heavily weighted toward the leisure market segment (44%), than the commercial (31%), or meeting and group segments (24%). This is attributable to both the all suite concept and the limited inventory of meeting space available at the Embassy Suites.

Using the distribution of accommodated hotel demand as a starting point, we will analyze the characteristics of each market segment in an effort to determine future trends in room night demand.

Commercial Segment

The commercial segment consists of individual businesspeople who are visiting various firms in the subject property's market. Commercial demand is strongest Monday through Thursday nights, declines significantly on Friday and Saturday, and increases somewhat on Sunday. The typical length of stay ranges from one to three days, and the rate of double occupancy is a low 1.2 to 1.3 people per room. Commercial demand is relatively constant throughout the year, although some declines are noticeable in late December and during other holiday periods.

In general, commercial travelers are not overly rate-sensitive, and will make use of a hotel's food and beverage outlets and recreational facilities. The commercial segment represents a highly desirable and lucrative market that provides a consistent level of demand at relatively high room rates.

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Commercial demand in the subject property's market is generated by area companies. Area corporate demand is generated by a variety of corporations with offices and headquarters generally situated within a 10-mile radius of the subject. These businesses include United Tech, Optical Systems Inc., Pratt & Whitney, Marquette Electronics, RCA, and Florida Power & Light. A number of small industrial plants, low to mid-rise office buildings, and office/warehouses which generate commercial demand are also located in the subject market area.

We generally find a multiplier effect between employment growth in certain sectors and the increase in commercial lodging demand (i.e., one new F.I.R.E. employee will correspond to more than one new visitor). In conjunction with the recent trend of slower growth in the local economy, commercial demand increases have become more moderate. As the national and international economy improves and prominent local businesses increase their production and employment levels, commercial hotel demand should rebound. Smith Travel Research estimates that total hotel demand in the competitive market increased by 3.1% in 1995, and has decreased by 2.3% through year-to-date September 1996. We project that commercial demand (which comprises approximately 34.0% of the total market) will increase by 1.5% annually from 1997 through the end of our projection period.

Meeting and Group Segment

The meeting and group market includes meetings, seminars, conventions, trade association shows, and similar gatherings of ten or more people. Peak convention demand typically occurs in the spring and fall. Because of vacations, the summer months represent the slowest period for this market segment; winter demand varies. The average length of stay for typical meetings and groups ranges from three to five days. Most commercial groups meet during the weekday period of Monday through Thursday, but associations and social groups will sometimes gather on weekends. Commercial groups tend to have a low double occupancy of 1.3 to 1.5 people per room, while social groups are likely to have double occupancy rates ranging from 1.5 to 1.9.

The meeting and group segment at the subject hotel primarily consists of two local major accounts. It is our understanding that United Tech, Optical Systems, Inc., Pratt & Whitney and Marquette Electronics require from 20 to 40 suites per night for approximately 45 weeks during the year.

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Meeting and group patronage is quite profitable for hotels. Although room rates are discounted for large groups, the property benefits from the use of meeting space and the revenues generated by in-house banquets and cocktail receptions. Facilities that are necessary to attract meetings and groups include function areas with adequate space for breakout, meals, and receptions; recreational amenities; and a sufficient number of guestrooms to house the attendees. Adequate facilities are needed as there is no convention center located in Palm Beach County.

Future meeting and group demand is closely related to growth in the commercial segment. Because most meetings have either a direct or an indirect business purpose, the economic considerations that have an impact on commercial travel also affect meeting and group demand. The exception is non-commercial meetings, which are tied to the economic factors that influence leisure travel. It should be noted that meetings and similar events are booked in advance, and thus growth in this segment tends to lag slightly behind increases in commercial demand.

Historically, meeting and group demand in the competitive supply of the subject hotel is estimated to have increased at a rate slower than the overall average annual compound rate achieved by the market. In light of this information and the relevant economic and demographic trends, we estimate that meeting and group demand in the subject property's market area will increase by 1.0% annually throughout the end of our projection period.

Leisure Segment

The leisure market segment consists of individuals and families who are spending time in the area or passing through en route to other destinations. Their travel purposes may include sightseeing, recreation, visiting friends and relatives, or numerous other non-business activities. Leisure demand is strongest Friday and Saturday nights and all week during holiday periods and the summer months. These peak periods are negatively correlated with commercial visitation, underscoring the stabilizing effect of capturing weekend and summer tourist travel. The typical length of stay ranges from one to four days, depending on the destination and travel purpose, and the rate of double occupancy generally ranges from 1.8 to 2.5 people per room.

Leisure travelers tend to be the most price-sensitive segment in the lodging market. They often prefer low-rise accommodations where parking is convenient to the rooms, and they typically demand extensive recreational

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facilities and amenities. Ease of highway access and proximity to tourist attractions are important locational considerations. Leisure demand in the subject property's market is generated by a number of local attractions and events as discussed previously in this report.

Future leisure demand is related to the overall economic health of the nation. Trends showing changes in state and regional unemployment and disposable personal income often have a strong impact on non-commercial visitation. Traffic counts on nearby highways and attendance at local attractions can also form a basis for projections.

Based on the previous analysis, we estimate that leisure demand in the subject property's market area will increase by 1.5% annually throughout the end of our projection period.

Conclusion

The purpose of segmenting the lodging market is to define each major type of demand, identify customer characteristics, and estimate future growth trends. Starting with an analysis of the local area, three segments were defined as representing the subject property's lodging market. Various types of economic and demographic data were then evaluated to determine their propensity to reflect changes in hotel demand. Based on this procedure, we forecast the following average annual compounded market segment growth rates.

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Table 6-3   Average Annual Compounded Market Segment Growth Rates
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                                               Annual Compounded Growth Rate
                           ----------------------------------------------------------------------
                                 1997        1998       1999        2000       2001        2002
-------------------------------------------------------------------------------------------------

Commercial                        1.5%        1.5%       1.5%        1.5%       1.5%        1.5%
Meeting and Group                 1.0         1.0        1.0         1.0        1.0         1.0
Leisure                           1.5         1.5        1.5         1.5        1.5         1.5

   Annual Average Growth          1.3%        1.3%       1.3%        1.3%       1.3%        1.3%

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These growth rates will be used in subsequent sections of this study to forecast changes in lodging demand.

COMPETITION

An integral component of the supply and demand relationship that has a direct impact on the availability of lodging demand is the current and anticipated supply of competitive lodging facilities. The subject property's competitive market is characterized as those full service hotels located

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along or near the I-95 corridor and by the West Palm Beach International
Airport.

We have identified five properties that are considered primarily competitive with the Embassy Suites Palm Beach Gardens. Including the subject property, these primary competitors total 1,415 rooms. Additional lodging facilities are judged to be only secondary competition; although the facilities, rate structures, or market orientations of these hotels prevent their inclusion among the primary competitive supply, they do compete with the subject property to some extent. The room count of each secondary competitor has been weighted to reflect the degree to which it competes with the Embassy Suites Palm Beach Gardens The aggregate weighted room count of the secondary competitors totals 315.

Primary Competitors

The following table summarizes the important operating characteristics of the primary competitors and the aggregate secondary competitors. This information was compiled from personal interviews, inspections, lodging directories, and our in-house library of operating data. The table also sets forth each property's penetration factors; penetration is the ratio between a specific hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, the property is performing better than the market as a whole; conversely, if the penetration is less than 100%, the hotel is performing at a level below the marketwide average.

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Table 6-4   Primary Competitors and Aggregate Secondary Competitors
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                                                                                 Estimated 1996
                                                                               Market Segmentation             Estimated 1995
                                                                             -----------------------  -----------------------------
                                Year   Number  Meeting  Size of    Meeting           Mtg. &                      Average
Property/Location              Opened of Rooms  Space   Ballroom  Space/Room  Comm.  Group   Leisure  Occupancy    Rate     RevPAR
-----------------------------------------------------------------------------------------------------------------------------------
Embassy Suites (Subject)
  4400 PGA Boulevard            1989    160     5,110     3,600       32       31      25       44%     78.0%     $83.00     $64.74
Palm Beach Gardens Marriott
  4000 RCA Boulevard            1990    279     9,016     6,939       32       50      20       30      69.0       88.00      60.72
Omni West Palm Beach Hotel
  1601 Belvedere Road           1983    220    10,882     5,000       49       35      35       30      73.0       66.00      48.18
Radisson Suite Inn Palm
Beach Airport
  1808 Australian Avenue        1987    175     2,693     None        15       31      21       48      70.0       66.00      46.20
Palm Beach Airport Hilton
  150 Australian Avenue         1984    247    10,176     4,416       41       69      23        8      64.0       64.00      40.96
PGA National Resort & Spa
  400 Avenue of the Champions   1981    334    30,150     6,000       90        0      75       25      70.0      129.00      90.30

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Sub-Totals and Averages                1,415   11,338     5,191       43       34      37       30%     70.1%     $86.93     $60.96

Secondary Competition                   315                                    35      20       45%     65.0%     $49.44     $32.13

Totals/Averages                        1,730                                   34      34       32%     69.2%     $80.53     $55.71


                                                          Estimated 1996
                                  --------------------------------------------------------
                                             Average              Occupancy      Yield
Property/Location                 Occupancy   Rate      RevPAR    Penetration  Penetration
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Embassy Suites (Subject)
  4400 PGA Boulevard                 77.0%    $96.00    $73.92      113.1%        126.8%
Palm Beach Gardens Marriott
  4000 RCA Boulevard                 69.0      92.00     63.48      101.3         108.9
Omni West Palm Beach Hotel
  1601 Belvedere Road                72.0      67.00     48.24      105.7          82.8
Radisson Suite Inn Palm
Beach Airport
  1808 Australian Avenue             71.0      67.00     47.57      104.3          81.6
Palm Beach Airport Hilton
  150 Australian Avenue              59.0      71.00     41.89       86.6          71.9
PGA National Resort & Spa
  400 Avenue of the Champions        70.0     135.00     94.50      102.8         162.1

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Sub-Totals and Averages              69.1%    $92.43    $63.88      101.5%        109.6%

Secondary Competition                64.0%    $52.10    $33.34       94.0%         57.2%

Totals/Averages                      68.1%    $85.58    $58.28      100.0%        100.0%

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Our survey of the primarily competitive hotels in the subject hotel market shows that five of the six competitors are affiliated with a major national lodging chain; the exception is the PGA National Resort and Spa. These properties range in size from 160 to 334 rooms. Each of these hotels have AAA quality ratings of three diamonds, except for PGA National Resort & Spa which has a four diamond rating. The competitive hotels were built between 1981 and 1990. The market demand is almost evenly distributed among three market segments. In 1996, the meeting and group market segment comprised 37.0% of the total, followed by the commercial segment at 34.0%, and the leisure segment at 30.0%.

In 1996, the primary competitors achieved an overall occupancy of 70.1% at an average rate of $86.93, yielding RevPAR of $60.96. Based on our review of 1996 operating results, the occupancy rate decreased 1.4% to 69.1%, while the average rate increased 6.3% to $92.43. In 1996, the RevPAR of the primary competitors increased by 4.8%.

The occupancy penetration and yield penetration for the subject equated to 113.1% and 126.8%, respectively, in 1996. After deducting the cost of the complimentary breakfast and cocktail hour of $6.37 per occupied room, the average rate for the subject in 1996 was $89.63. This reduces the yield penetration 6.6%. We believe that the comparatively high penetration rates are indicative of the superior quality, condition, location, and amenities at the subject hotel.

Each primary competitor was inspected and evaluated. Descriptions of our findings are presented as follows.

Palm Beach Gardens Marriott

The Palm Beach Gardens Marriott is a contemporary high-rise which was built in 1990, and is the newest hotel in the competitive supply. The property is now owned by Host Marriott and is managed by Durbin Management. Accommodations include 279 units, which consist of a concierge level of six suites and 274 standard hotel rooms. It is located in the southeast quadrant formed by I-95 and PGA Boulevard, opposite the subject across I-95. This hotel is situated approximately 12 miles north of the West Palm Beach International Airport, 11 miles north of the City of West Palm Beach, and one mile east of the PGA National Resort & Spa. The guestrooms were renovated in 1995 and the property is considered to be particularly attractive to commercial travelers because of the Marriott franchise affiliation, the updated condition, and the facilities and amenities at the hotel. This hotel competes with the subject property primarily due

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to its close proximity to the subject, and because the hotels both benefit from excellent visibility and good access from I-95. The Marriott hotel captures the third highest RevPAR ($63.48) within the competitive market, which is considered to be appropriate given its North Palm Beach County location.

Omni West Palm Beach Hotel

The Omni West Palm Beach Hotel, formerly the Royce Hotel, is located on Belvedere Road opposite the entrance to the West Palm Beach International Airport. The hotel is owned and operated by Servico Hotels. It is a modern 15-story executive high-rise, which features a skylight above a five-story open atrium lobby, accentuated by tropical foliage and reflective glass. The hotel is connected by the atrium to the Servico Centre Office complex. Accommodations are split evenly between rooms and suites. The suites have separate sitting rooms, sofa beds, and refrigerators and wet bars. The hotel was modernized in 1994 and is considered to be equally attractive to all three market segments, because of the presence of 110 suites, the Omni franchise affiliation, the updated condition, and the facilities and amenities at the hotel. This hotel competes with the subject hotel primarily due to its suites, and because the hotels both have good access from I-95. The Omni captures the fourth highest RevPAR ($48.24) within the competitive market, which is considered to be appropriate, given its airport location.

Radisson Suite Inn Palm Beach Airport

The Radisson Suite Inn Palm Beach Airport is a modern six-story mid-rise hotel located on Australian Avenue. The hotel is owned by Cedarwood Company, Inc. and is managed by Winegardner & Hammonds, Inc. Some units have separate sitting rooms, while other units consist of one-bedroom suites. All units are equipped with refrigerators and coffee makers. This hotel is located approximately 0.5 miles from the West Palm Beach International Airport. The hotel was modernized in 1994 and is considered to be primarily attractive to the leisure market segment, because of its all-suite product, the Radisson franchise affiliation, the updated condition, and the facilities and amenities at the hotel. This hotel competes with the subject hotel primarily due its suites, and because the hotels both have good access from I-95. The Radisson captures the fifth highest RevPAR ($47.57) within the competitive market, which is considered to be appropriate, given its airport location.

Palm Beach Airport Hilton

The Palm Beach Airport Hilton is located on Australian Avenue approximately 0.5 miles from the entrance to the West Palm Beach International Airport. The hotel is managed by Durbin Management. It is

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a modern 10-story resort-style airport hotel, which features a lakeside location, offering lake views from the hotel lobby and from most of the rooms. Accommodations include an executive level, consisting mostly of spacious rooms and three suites. The hotel was last modernized in 1992 and is considered to be particularly attractive to the commercial segment, because of the Hilton franchise affiliation, and the facilities and amenities at the hotel. This hotel competes with the subject hotel primarily because the hotels both have good access from I-95. The Hilton captures the sixth highest RevPAR ($41.89) within the competitive market, which is considered to be appropriate, given its airport location.

PGA National Resort and Spa

The PGA National Resort and Spa, built in 1981, is a world-class golf resort and spa containing 334 units. This hotel is a stylish Mediterranean resort, which is part of a 2,340-acre PGA National Community, headquarters of the PGA of America. Accommodations consist of 59 suites, 80 cottages, with the remaining units comprising standard rooms. It is located near the Florida Turnpike exit on PGA Boulevard, approximately one mile west of I-95 and the subject. This hotel is located approximately 12 miles north of the West Palm Beach International Airport, and 11 miles north of West Palm Beach. The property includes five 18-hole championship golf courses, 19 tennis courts, a full-service spa, and several outdoor pools and a fitness center. As a result, it is heavily marketed to convention and incentive groups, and leisure travelers. This hotel competes with the subject hotel primarily due to its close proximity, and because of the meeting & group and leisure orientation of both properties. This property captures the highest RevPAR ($94.50) within the competitive market, which is considered to be appropriate given its resort ambiance, facilities and amenities.

Secondary Competitors

The secondary competitors consist of the Sheraton Palm Beach Hotel located in the City of West Palm Beach and MacArthur's Holiday Inn Palm Beach Gardens.

The Sheraton Palm Beach Hotel was formerly a Ramada Hotel, which was considered to be in fair condition prior to its conversion to a Sheraton Hotel in August 1995. However, the hotel was not included in the Sheraton reservation directory until recently. The public areas and guestrooms were renovated in 1995/96 at a cost of $3.0 million. The hotel requires further guestroom renovation on two remaining floors and the corridors throughout the hotel which is proposed for completion in 1997. The hotel is located approximately 2 miles from the airport and because of its location

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near the CBD of West Palm Beach, it is attractive to leisure, corporate and meeting and group business. This hotel is owned by John Hancock Insurance and is managed by Lane Hospitality. The hotel includes a skylighted lobby and guestrooms have views of either the downtown or of a surrounding lake. The hotel offers a total of 10,469 square feet of meeting space, including a 6,615-square-foot ballroom. This equates to 30 square feet of meeting space per unit, which is considered adequate. Although this hotel was not considered as a primary competitor to the subject in 1996 because of the weak operating performance of the hotel, we have included this hotel as part of our primary competitive supply in 1997.

As the MacArthurs Holiday Inn Palm Beach Gardens is currently considered to be in only fair condition, with low operating results in 1996, we did not include this hotel in our competitive supply. It is our understanding that this property will be closed during the summer of 1997 and renovated for a conversion to either a Holiday Inn Crown, a Westin Hotel, or a Doubletree Hotel. The renovation is proposed for up to $7.0 million with the hotel re-opening in 1998. This hotel is currently owned by Sage. The hotel includes 4,362 square feet of meeting space, which equates to 16 square feet of meeting space per unit. This is comparatively low when compared to all but one of the other hotels included in our competitive supply. The ballroom contains 2,618 square feet of floor area. For the purposes of our analysis, we have assumed that this hotel will re-enter the market in 1998, and as a result, we have included this hotel as part of our primary competitive supply as of 1998.

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Table 6-5   Secondary Competitors
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                                                                           Estimated 1996
                                                                          Market Segmentation              Estimated 1995
                                                                        -----------------------  ------------------------------
                                   Number    Percentage   Competitive           Mtg. &                       Average
Property                          of Rooms   Competitive     Rooms      Comm.   Conv.   Leisure  Occupancy    Rate    Rev PAR
-------------------------------------------------------------------------------------------------------------------------------
Holiday Inn Palm Beach Gardens       280        50 %         140        40  %    20 %     40 %        71 %   $52.00   $36.92
Sheraton Palm Beach Hotel            349        50           175        30       20       50          60      47.00    28.20

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Totals/Averages                      629                     315        35 %     20 %     45 %        65 %   $49.44   $32.13

                                          Estimated 1996
                                  ----------------------------
                                             Average
Property                           Occupancy   Rate    Rev PAR
--------------------------------------------------------------
Holiday Inn Palm Beach Gardens      68 %       $50.00  $34.00
Sheraton Palm Beach Hotel           60          54.00   32.40

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Totals/Averages                     64 %       $52.10  $33.34

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Proposed Competitors

It is important to consider any new hotels that may have an impact on the subject property's operating performance. Based on our fieldwork in the market and our discussions with local hotel operators, developers, and government officials, we have identified one hotel that is proposed for construction in the subject market area. This proposed development consists of a 78-suite Residence Inn to be located on the southwest corner of 45th Street and I-95. However, we believe that this all-suite property would only be somewhat competitive with the subject due to its extended-stay orientation, and limited facilities and amenities.

Conclusion

A review of historical demand trends in the subject property's area indicates that the market has shown signs of recovery from 1992 onwards, corresponding to the economic recovery nationwide. According to Smith Travel Research, these growth patterns have stabilized in 1996. While supply has remained constant over recent years, growth in demand has driven occupancy upward, allowing the hotels in the market to follow with average rate increases.

Based on our review of the local area, three market segments were defined within the subject property's lodging market. Growth rates for each market segment were forecasted based upon an analysis of the economic and demographic trends that appeared to significantly impact lodging demand. In general, demand is anticipated to increase at moderate rates throughout the projection period.

We have identified five properties that are considered competitive with the subject hotel. The subject property has outperformed the overall market in the past in terms of occupancy, average rate, and RevPAR. We anticipate that the subject property will remain highly competitive in the market. We have also identified one recently renovated property and one to-be renovated property in the area. The redeveloped hotels should again be primarily competitive with the Embassy Suites. However, due to the nature of the proposed Residence Inn, we have considered it to be only moderately competitive with the subject property.

In summary, we believe that the strength of the subject hotel sub-market, situated in Palm Beach Gardens, is somewhat superior to the sub-markets located in the City of West Palm Beach and in West Palm Beach International Airport area. Although each submarket is linked by I-95, the City of West Palm Beach submarket is located east of I-95 and generally west of the West Palm Beach CBD, while the West Palm Beach

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International Airport submarket is generally located east of I-95 in close proximity of the airport. Both of these submarkets are generally located slightly in excess of ten miles south from the subject. We believe that the subject submarket is somewhat superior to the competitive submarkets as the subject submarket is generally attractive to a more diversified clientele than the West Palm Beach International Airport submarkets and because the subject submarket was never overbuilt. long form boiler 2/95 edited 12/95 by Pegeen Higgins & Nancy Wareham

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7. Projection of Occupancy and Average Rate

Historical Operating Performance

The following table sets forth the subject property's historical occupancy, average rate, and RevPAR. For the purpose of comparison, we have also presented corresponding data (as provided by Smith Travel Research) for the competitive hotels described in the previous section. In addition to the annual percent change calculations, we have determined the subject property's occupancy, average rate, and RevPAR penetration factors.

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Table 7-1   Historical Trends
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                                                                       Year to Date
                                                                   -------------------
                              1992      1993      1994       1995      1995      1996
--------------------------------------------------------------------------------------
Subject Property

Occupancy                    68.3%     72.2%     79.0%      80.8%     83.9%     77.6%
Percent Change                 --%      5.7%      9.4%       2.3%       --      (7.5)%
Occupancy Penetration       108.2%    109.2%    115.5%     114.6%    116.2%    110.4%

Average Rate              $ 79.56   $ 81.36   $ 79.73    $ 85.93   $ 86.40   $ 97.20
Percent Change                 --%      2.3%     (2.0)%      7.8%       --      12.5%
Average Rate Penetration    103.6%    101.7%     96.1%      97.9%     96.3%    103.3%

RevPAR                    $ 54.34   $ 58.74   $ 62.99    $ 69.43   $ 72.49   $ 75.43
Percent Change                 --%      8.1%      7.2%      10.2%       --       4.1%
RevPAR Penetration          112.2%    111.1%    111.0%     112.2%    112.0%    114.0%

Areawide (STR)

Occupancy                    63.1%     66.1%     68.4%      70.5%     72.2%     70.3%
Percent Change                 --%      4.8%      3.5%       3.1%       --      (2.6)%

Average Rate              $ 76.76   $ 79.97   $ 82.99    $ 87.75   $ 89.68   $ 94.13
Percent Change                 --%      4.2%      3.8%       5.7%       --       5.0%

RevPAR                    $ 48.44   $ 52.86   $ 56.77    $ 61.86   $ 64.75   $ 66.17
Percent Change                 --%      9.1%      7.4%       9.0%       --       2.2%

--------------------------------------------------------------------------------

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The STR competitive set included the same six hotels that we included in our competitive supply. Based on our review of the STR data for the competitive supply and the subject from 1992 through YTD September 1996, the annual increase in RevPAR totals have increased at a similar annual rate.

A hotel's occupancy should also be evaluated on a monthly basis to identify seasonality trends. The following table sets forth the subject property's monthly occupancy from 1992 through September 1996.

================================================================================
Table 7-2   Subject Property's Monthly Occupancy History
--------------------------------------------------------------------------------

              1992               1993                  1994                   1995                   1996
              ----               ----                  ----                   ----                   ----
            Occupancy    Occupancy  % Change    Occupancy  % Change    Occupancy  % Change    Occupancy  % Change
           -----------  ---------------------  ---------------------  ---------------------  ---------------------

January        80.3%       73.3       (8.7)%      86.1%      17.5%       86.9        0.9%       78.5%      (9.7)%
February       86.9        87.0        0.1        90.4        3.9        93.7        3.7        90.7       (3.2)
March          79.3        92.1       16.1        93.1        1.1        91.1       (2.1)       85.4       (6.3)
April          65.1        82.8       27.2        84.1        1.6        82.4       (2.0)       80.3       (2.5)
May            65.1        69.3        6.5        77.4       11.7        81.6        5.4        73.6       (9.8)
June           63.2        54.7      (13.4)       66.6       21.8        85.4       28.2        70.7      (17.2)
July           52.7        62.7       19.0        62.4       (0.5)       77.2       23.7        66.4      (14.0)
August         55.8        54.4       (2.5)       72.5       33.3        82.4       13.7        77.1       (6.4)
September      60.9        63.0        3.4        73.3       16.3        74.3        1.4        75.0        0.9
October        76.2        75.9       (0.4)       77.7        2.4        77.7        0.0         0.0        0.0
November       66.4        77.3       16.4        83.5        8.0        68.8      (17.6)        0.0        0.0
December       66.5        75.2       13.1        81.6        8.5        68.4      (16.2)        0.0        0.0
               ----        ----       ----        ----        ---        ----      ------        ---        ---

  Full Year    68.1%       72.2        6.1%       79.0%       9.4%       80.8        2.2%       77.4%       (4.2)%

--------------------------------------------------------------------------------

Based on our review of the preceding monthly occupancy rates, the peak season months include January, February, March, and April. The shoulder season months comprise May, October, November, and December. The summer season months include June, July, August, and September.

Premise of the Projections

To a certain degree, occupancy and rate attainment can be manipulated by management. For example, hotel operators may choose to lower rates in an effort to maximize occupancy. Our forecasts reflect an operating strategy that we believe would be implemented by competent hotel management to achieve an optimal mix of occupancy and average rate.

Projected Room Night Demand

Lodging demand and occupancy can be projected through a process known as room night analysis. A room night is a unit of hotel demand that equals one room that is occupied for one night. After estimating the

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number of room nights a hotel can be expected to attract during a 12-month period, we can determine occupancy by dividing the number of room nights of demand captured by the number of room nights available (calculated as the room count x 365).

The total annual number of room nights occupied in the competitive hotels equates to the market's accommodated room night demand, as shown in the following table.

================================================================================
Table 7-3   1996 Accommodated Room Night Demand
--------------------------------------------------------------------------------

                              1996 Annual Room Night Demand (Rounded)
                     ----------------------------------------------------------
                                   Percentage                    Percentage
Market Segment       Market Wide    of Total   Subject Property    of Total
-------------------------------------------------------------------------------

Commercial               145,000         34%          14,000          31%
Meeting and Group        146,000         34           11,000          25
Leisure                  139,000         32           20,000          44

                     ------------  ---------   --------------   ---------
  Total                  430,000        100%          45,000         100%

--------------------------------------------------------------------------------

Latent Demand

The previous table illustrates the accommodated room night demand of the subject and the subject property's competitive market. Because this estimate is based on occupied roomnights, it includes only those hotel rooms that were used by guests. Latent demand considers guests who could not be accommodated by the existing competitive supply, and can be divided into unaccommodated demand and induced demand. We have not identified any latent demand in the subject market area.

Total Usable Room Night Demand

Total usable room night demand is estimated by combining accommodated demand and usable latent demand. Usable latent demand is that portion of latent demand that can be absorbed based on the number of existing and proposed hotel rooms in the market.

The total usable room night demand is comprised of three market segments. These market segments include commercial, meeting and group, and leisure.

The following table shows the projected annual change in accommodated and usable room night demand in the subject property's competitive market.

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Table 7-4   Total Usable Room Night Demand
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                           Historical      1997          1998        1999         2000          2001        2002         2003
----------------------------------------------------------------------------------------------------------------------------------
Commercial
Growth Rate                 -----            1.5%         1.5%         1.5%         1.5%         1.5%         1.5%         1.5%
Accommodated Demand         145,440      147,622      149,836      152,084      154,365      156,680      159,030      161,415

Meeting and Group
Growth Rate                 -----            1.0%         1.0%         1.0%         1.0%         1.0%         1.0%         1.0%
Accommodated Demand         145,888      147,347      148,820      150,308      151,811      153,329      154,862      156,411

Leisure
Growth Rate                 -----            1.5%         1.5%         1.5%         1.5%         1.5%         1.5%         1.5%
Accommodated Demand         138,581      140,660      142,770      144,912      147,086      149,292      151,531      153,804

Totals
Commercial                  145,440      147,622      149,836      152,084      154,365      156,680      159,030      161,415
Meeting and Group           145,888      147,347      148,820      150,308      151,811      153,329      154,862      156,411
Leisure                     138,581      140,660      142,770      144,912      147,086      149,292      151,531      153,804

                          ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
  TOTAL DEMAND              429,909      435,629      441,426      447,304      453,262      459,301      465,423      471,630

Annual Forecasted Growth                     1.3%         1.3%         1.3%         1.3%         1.3%         1.3%         1.3%

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Guestroom Supply

In 1996, the competitive properties provided a weighted total of 1,730 rooms. The following table shows the projected available room night demand and available room nights. To calculate the annual number of available room nights, the number of available rooms is multiplied by 365.

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Table 7-5   Available Rooms and Room Nights
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                Night         Room Nights    Competitive
  Year          Demand         Available     Occupancy
--------------------------------------------------------

Historical     429,909          631,268          68%
  1997         435,629          712,115          61
  1998         441,426          746,060          59
  1999         447,304          746,060          60
  2000         453,262          746,060          61
  2001         459,301          746,060          62
  2002         465,423          746,060          62
  2003         471,630          746,060          63

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Overall Competitive Occupancy

The number of available rooms were increased in 1997 and 1998 by adding the previously determined secondary supply to the primary competitive supply. With no assumed existing business at the recycled Sheraton and Holiday Inn hotels, the overall competitive occupancy decreased from 68% in 1996 to 61% in 1997 and 5% in 1998. However, because these hotels both previously operated under different franchise affiliations with only the Holiday Inn proposing to close for renovation, these overall competitive occupancy supply rates are considered to be comparatively lower than actual roomnight demand.

Competitive Index Analysis

Competitive indexes are used to analyze the relative market position of each property on the basis of a particular demand segment. The index represents the number of times each year that one room is occupied by one type of traveler (e.g., commercial, meeting and group, leisure, or airline), or the number of room nights actually accommodated per year, per room, per market segment. For example, if a hotel has a commercial competitive index of 190, each room in the property is occupied 190 times a year by a commercial traveler. The competitive index is calculated by dividing a hotel's annual accommodated room night demand in a particular market segment by that property's room count. Competitive indexes will be used to illustrate each property's position in the market based on its ability to compete with other local lodging facilities.

Commercial Segment

The historical commercial segment competitive indexes in the subject property's market ranged from 80% to 149%. The Palm Beach Airport Hilton was the most competitive property in the commercial market in 1996, with an index of 149%. The Palm Beach Gardens Marriott was the second most competitive hotel at 126%.

The following table shows the projected commercial segment competitive indexes of the area's hotels.

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Table 7-6   Commercial Segment Competitive Indexes
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Property                             Historical      1997          1998
--------------------------------------------------------------------------------

Embassy Suites (Subject)                 87           100           100
Palm Beach Gardens Marriott             126           126           126
Omni West Palm Beach Hotel               92            92            92
Radisson Suite Inn Palm Beach Airport    80            80            80
Palm Beach Airport Hilton               149           149           149
PGA National Resort & Spa                 0             0             0
Secondary                                81            81             0
Holiday Inn Palm Beach Gardens            0            85            85
Sheraton West Palm Beach                  0            92            92

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The commercial competitive index from the MacArthur's Holiday Inn Palm Beach Gardens and Sheraton West Palm Beach were increased from the combined secondary indicators as these properties either were or are assumed to have been renovated, as previously noted in this report. The index of the subject's commercial market was increased to 100% as we believe that the subject should further improve its penetration of this market segment to a level slightly in excess of the Omni West Palm Beach Hotel and the other competitive hotels, but below the two highest hotel indicators.

Meeting and Group Segment

The historical meeting and group market segment competitive indexes in the subject property's market ranged from 46% to 192%. The PGA National Resort & Spa was the most competitive property in the meeting and group market in 1996, with an index of 192%. The Omni West Palm Beach Hotel was the second most competitive hotel at 92%.

The following table illustrates the competitive indexes in the meeting and group segment.

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Table 7-7   Meeting and Group Segment Competitive Indexes
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Property                                    Historical      1997          1998
--------------------------------------------------------------------------------

Embassy Suites (Subject)                        70            90            90
Palm Beach Gardens Marriott                     50            50            50
Omni West Palm Beach Hotel                      92            92            92
Radisson Suite Inn Palm Beach Airport           54            54            54
Palm Beach Airport Hilton                       50            50            50
PGA National Resort & Spa                      192           192           192
Secondary                                       46            46             0
Holiday Inn Palm Beach Gardens                   0            75            75
Sheraton West Palm Beach                         0            75            75

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The meeting and group competitive index from the MacArthur's Holiday Inn Palm Beach Gardens and Sheraton West Palm Beach were increased from the combined secondary indicators as these properties either were or are assumed to have been renovated as previously noted in this report. The index of the subject's meeting and group market was increased to 90% as we believe that the property should further improve its penetration of this market segment to a level slightly below the Omni West Palm Beach Hotel.

Leisure Segment

The historical leisure segment competitive indexes in the subject property's market ranged from 17% to 124%. The subject and the Radisson Suite Inn Palm Beach Airport were the most competitive properties in the leisure market in 1996, both with an index of 124%.

The following table illustrates the competitive indexes in the leisure segment.

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Table 7-8   Leisure Segment Competitive Indexes
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Property                                    Historical      1997          1998
--------------------------------------------------------------------------------

Embassy Suites (Subject)                       124           140           145
Palm Beach Gardens Marriott                     76            76            76
Omni West Palm Beach Hotel                      79            79            79
Radisson Suite Inn Palm Beach Airport          124           124           124
Palm Beach Airport Hilton                       17            17            17
PGA National Resort & Spa                       64            64            64
Secondary                                      105           105             0
Holiday Inn Palm Beach Gardens                   0            75            75
Sheraton West Palm Beach                         0            75            75

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The leisure competitive index from the MacArthur's Holiday Inn Palm Beach Gardens and Sheraton West Palm Beach were decreased from the combined secondary indicators as the type of leisure business previously attracted to these properties were mostly budget travelers. The index of the subject's leisure market was increased from 124% to 140% in 1997, and again to 145%in 1998, as we believe that the subject should further improve its penetration of this market segment to a level greater than the Radisson Suite Inn Palm Beach Airport and other competitive hotels.

Airline Segment

As a hotel's occupancy improves, its reliance on airline demand generally diminishes. Because this segment commands deeply discounted rates, operators prefer to accommodate more lucrative types of demand whenever possible. Given the comparatively upscale rate structure of the competitive supply of the subject, this market segment was not considered to be prevalent in the competitive hotels.

Subject Property's Room Night Capture and Occupancy

After the competitive index is calculated, it is adjusted to reflect the property's room count, yielding a figure referred to as the market share adjuster. The market share adjuster of each property is then divided by the total market share adjuster for all of the competitors, resulting in each hotel's market share. By multiplying the projected market share by the area's usable room night demand, we can determine the total number of room nights captured by a specific hotel. Occupancy is then calculated by dividing the projected number of room nights captured by the property's total number of available room nights.

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Multiplying the subject property's projected market share by the estimated room night demand in each segment results in the following estimate of room nights captured by the hotel.

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Table 7-9   Room Nights Captured by the Subject Property
--------------------------------------------------------------------------------

                         1997            1998            1999            2000            2001          2002
                   -----------------------------------------------------------------------------------------------
Commercial
Demand                 147,622         149,836         152,084         154,365         156,680        159,030
Market Share            0.0943          0.0898          0.0898          0.0898          0.0898         0.0898
Capture                 13,923          13,460          13,662          13,867          14,075         14,286

Meeting and Group
Demand                 147,347         148,820         150,308         151,811         153,329        154,862
Market Share            0.0844          0.0793          0.0793          0.0793          0.0793         0.0793
Capture                 12,433          11,795          11,913          12,032          12,152         12,274

Leisure
Demand                 140,660         142,770         144,912         147,086         149,292        151,531
Market Share            0.1467          0.1485          0.1485          0.1485          0.1485         0.1485
Capture                 20,639          21,201          21,519          21,842          22,169         22,502

                   ------------    ------------    ------------   -------------   -------------   ----------------
    Total Capture       46,995          46,456          47,094          47,741          48,396         49,062

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Dividing the total number of room nights captured by the subject property's number of available room nights per year (calculated as 160 x 365) produces the projected occupancy percentage.

================================================================================
Table 7-10  Calculation of the Subject Property's Projected Occupancy
--------------------------------------------------------------------------------

                     Stabilized           1998            1999            2000            2001           2002
                   -----------------------------------------------------------------------------------------------
Total Room Nights
  Captured/Year         46,995          46,456          47,094          47,741          48,396         49,062
Available Room Nights   58,400          58,400          58,400          58,400          58,400         58,400
Occupancy                80.47 %         79.55 %         80.64 %         81.75 %         82.87 %        84.01 %
Rounded                     80 %            80 %            81 %            82 %            83 %           84 %

--------------------------------------------------------------------------------

For the purpose of forecasting income and expense, we will use the following occupancy levels.

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Table 7-11  Occupancy Forecast
--------------------------------------------------------------------------------

    Year                       Occupancy
---------------------------------------------

   Stabilized                      80%
      1998                         80
      1999                         80
      2000                         80
      2001                         80
      2002                         80

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Although the preceding room night analysis shows the subject property achieving a 77.6% occupancy in YTD 1996, the 1995 occupancy rate was 80.8%. The occupancy rate was comparatively low in 1996 as the average rate increased by $10.80 per occupied room ($97.20 - $86.40) to a projected year-end average rate of $96.73 ($85.93 + $10.80). Because the subject contains the smallest number of rooms in the competitive supply, together with the fact that the subject room inventory includes one- and two-bedroom suites, we have selected a stabilized occupancy rate of 80.0% as appropriate for the subject.

The stabilized occupancy is intended to reflect the anticipated results of the property over its remaining economic life, given any and all changes in the life cycle of the hotel. Thus, the stabilized occupancy excludes from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusually high or low occupancies. Although the subject property may operate at occupancies above this stabilized level, we believe it equally possible for new competition and temporary economic downturns to force the occupancy below this selected point of stability.

AVERAGE RATE ANALYSIS

One of the most important considerations in estimating the value of a lodging facility is a supportable forecast of its attainable average rate, which is more formally defined as the average rate per occupied room. Average rate can be calculated by dividing the total rooms revenue achieved during a specified period by the number of rooms sold during the same period. The projected average rate and the anticipated occupancy percentage are used to forecast rooms revenue, which in turn provides the basis for estimating most other income and expense categories.

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Average Rate by Month

The following table shows the subject property's monthly occupancy and average rate from 1993 through September 1996.

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Table 7-12  Subject Property's Occupancy and Average Rate by Month
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                              1993                           1994                            1995
                              ----                           ----                            ----
                                 Average                         Average                               Average
                   Occupancy        Rate   Occupancy   % Chg        Rate   % Chg  Occupancy   % Chg       Rate    % Chg
                   ---------------------- -------------------------------------- --------------------------------------
January                73.3%      $95.78     86.1%     17.5%       $96.44   0.7%    86.9 %      0.9%    $108.46   12.5%
February               87.0       109.07     90.4       3.9        108.05  (0.9)    93.7        3.7      111.17    2.9
March                  92.1        96.13     93.1       1.1        103.25   7.4     91.1       (2.1)     105.38    2.1
April                  82.8        87.72     84.1       1.6         84.96  (3.1)    82.4       (2.0)      88.86    4.6
May                    69.3        69.45     77.4      11.7         65.68  (5.4)    81.6        5.4       71.10    8.3
June                   54.7        68.38     66.6      21.8         65.79  (3.8)    85.4       28.2       67.95    3.3
July                   62.7        68.57     62.4      (0.5)        65.36  (4.7)    77.2       23.7       66.95    2.4
August                 54.4        67.35     72.5      33.3         64.26  (4.6)    82.4       13.7       68.62    6.8
September              63.0        67.84     73.3      16.3         66.43  (2.1)    74.3        1.4       73.24   10.3
October                75.9        71.82     77.7       2.4         68.47  (4.7)    77.7        0.0       76.58   11.8
November               77.3        71.66     83.5       8.0         70.31  (1.9)    68.8      (17.6)      82.14   16.8
December               75.2        82.19     81.6       8.5         82.37   0.2     68.4      (16.2)      94.61   14.9
                       ----        -----     ----       ---         -----   ---     ----      ------      -----   ----

Weighted Average       72.2%      $81.14     79.0%      9.4%       $79.73  (1.7)%   80.8 %      2.2%     $85.10    6.7%

                             1996 YTD
                             --------
                                       Average
                    Occupancy   % Chg    Rate    % Chg
                   ------------------------------------
January                78.5%     (9.7)% $118.92    9.6%
February               90.7      (3.2)   126.07   13.4
March                  85.4      (6.3)   121.46   15.3
April                  80.3      (2.5)    99.08   11.5
May                    73.6      (9.8)    82.18   15.6
June                   70.7     (17.2)    78.76   15.9
July                   66.4     (14.0)    80.87   20.8
August                 77.1      (6.4)    76.63   11.7
September              75.0       0.9     80.24    9.6
October                 0.0       0.0      0.00    0.0
November                0.0       0.0      0.00    0.0
December                0.0       0.0      0.00    0.0
                        ---       ---      ----    ---

Weighted Average       77.4%     (4.2)%   97.23   14.2%

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The previous table underscores the correlation between a hotel's occupancy and its average rate: as occupancy increases, rates tend to follow. On a monthly basis, the subject achieves its highest average rate during February, followed closely by January, March, and April. The shoulder season months include May, October, November, and December, while the off-season months include June, July, August, and September.

Regarding seasonality, during the peak season months the combined average rate was $103.75 in 1995 and $116.64 in 1996, while the combined occupancy rate was 88.4% in 1995 and 83.6% in 1996. This indicates an emphasis on average rate at the subject during the peak season in 1996. During the shoulder season months the combined average rate was $80.51 in 1995 but unavailable in 1996, while the occupancy rate was 74.2% in 1995 and unavailable in 1996. During the off-season months the average rate was $69.09 in 1995 and $79.05 in 1996, while the occupancy rate was 79.8% in 1995 and 72.3% in 1996. This again indicates an emphasis on average rate at the subject. We believe that the seasonal occupancy and average rates should continue gradually into the foreseeable future.

Competitive Positioning

The subject's average rate will be projected using a competitive positioning method. This technique begins with an analysis of the average rates achieved by the subject property and its competitors. These rates establish

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a range that reflect certain characteristics of the specific market, such as price sensitivity, demand orientation, and occupancy. The subject property's average rate is then compared to those of the hotels to which it is most similar in terms of size, quality, facilities, amenities, market orientation, location, management, image, and affiliation. Adjustments are made to reflect any relevant differences.

Although the average rate analysis presented here follows the occupancy projections, these two statistics are highly correlated; in reality, one cannot project occupancy without making specific assumptions regarding average rate. This relationship is best illustrated by rooms revenue per available room (RevPAR), which reflects a property's ability to maximize rooms revenue. The following table summarizes the 1996 average rate and RevPAR of the subject property and its competitors.

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Table 7-13  1996 Average Rate and RevPAR of the Primary Competitors
--------------------------------------------------------------------------------

                                          1996               1996
                                         Average        Rooms Revenue
Property                                Room Rate    Per Available Room
------------------------------------------------------------------------

Embassy Suites (Subject)                 $96.00            $73.92
Palm Beach Gardens Marriott               92.00             63.48
Omni West Palm Beach Hotel                67.00             48.24
Radisson Suite Inn Palm Beach Airport     67.00             47.57
Palm Beach Airport Hilton                 71.00             41.89
PGA National Resort & Spa                135.00             94.50
                                         ------             -----

  Average                                $92.43            $63.88

--------------------------------------------------------------------------------

After adjusting the subject's average rate by the cost to provide the complimentary breakfast and cocktail hour at the subject hotel, the average rate of the subject approximates $90.00, which is slightly below the average rate of $92.00 at the Palm Beach Gardens Marriott. This results in an adjusted RevPAR of $69.30 for the subject, which is considered to be appropriate relative to the competition.

Average Rate Increases

It is important to note that hotel room rate increases do not necessarily conform to the underlying monetary inflation rate, because lodging facilities are influenced by market conditions such as the relationship

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    between supply and demand. A hotel's ability to raise room rates is affected by a number of factors, including the following.

o Supply and Demand Relationships - The relationship between supply and demand is one of the factors that determine hotel occupancies and average rates. Strong markets where lodging demand is increasing faster than supply are often characterized by rate growth that exceeds inflation. Markets that are overbuilt or suffering from declining demand are unlikely to exhibit any significant increases in average rates.

o Inflationary Pressures - Price increases caused by inflation affect hotel room rates by eroding profit margins and encouraging operators to raise prices. This strategy is effective only in markets that are characterized by a healthy supply and demand relationship.

o Improving the Competitive Standard - When a new lodging facility enters a mature market, its rates may be set higher than the marketwide average in an effort to justify the development costs. This may allow other competitors to achieve corresponding gains by effectively raising the amount the market will bear. However, if the addition to supply has a severe impact on the occupancy levels of other hotels, price competition may ensue.

o Property-Specific Improvements - Changes that make a hotel more or less attractive to guests can have an impact on average rate. An expansion, renovation, upgrading, or the introduction of additional facilities and amenities may enable greater-than-inflationary room rate increases. Likewise, deferred maintenance may make a property less competitive, engendering a decline in room rates.

In determining average rate projections, changes that occur prior to occupancy stabilization are generally attributable to factors that are specific to the property and the market. After a hotel achieves a stabilized occupancy, room rates are generally expected to continue to increase at the underlying inflation rate throughout the remainder of the projection period.

Inflation rates are frequently cited by various sources as ranging from 3.0% to 4.0% annually. Since we believe that the supply and demand factors in the subject hotel market are in balance, indicating little or no real growth during our projection period, we anticipate an increase in the average rate to approximate inflationary trends.

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Based on historic average rates at the subject from 1992 through 1995, an average annual compound rate increase of 1.9% was indicated. After including the combined actual and projected 1996 average rate of $96.73, an average annual compound rate increase of 4.0% was indicated. Consequently, we estimated an annual inflationary increase in the average rate of 3.5%. Based on these considerations, the following table shows our projection of average rate increases.

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Table 7-14 Average Rate Forecast
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                              Areawide   Subject Property's   Subject Property's
                  Areawide      Rate         Rate                  Projected
    Year         Occupancy    Increase     Increase               Average Rate
--------------------------------------------------------------------------------

Positioned Base    ---           ---               ---              $96.73
    1997            61%       3% to 4%             3.5%             100.12
    1998            59         3 to 4              3.5              103.63
    1999            60         3 to 4              3.5              107.26
    2000            61         3 to 4              3.5              111.01
    2001            62         3 to 4              3.5              114.90
    2002            62         3 to 4              3.5              118.92

--------------------------------------------------------------------------------

The following average rates and occupancy rates will be used to project the subject property's rooms revenue.

================================================================================
Table 7-15 Forecast of Occupancy and Average Rate
--------------------------------------------------------------------------------

    Year                        Occupancy               Average Rate
--------------------------------------------------------------------

   Stabilized                      80.00%                   $100.12
      1998                         80.00                    $103.63
      1999                         80.00                    $107.26
      2000                         80.00                    $111.01
      2001                         80.00                    $114.90
      2002                         80.00                    $118.92


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8. Highest and Best Use

The concept of highest and best use recognized by the Appraisal Institute distinguishes between the highest and best use of the land (as though vacant) and that of the property (as improved). Highest and best use is defined as:

    The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(8)

The concept of highest and best use is the premise upon which value is based, and is a product of competitive forces in the marketplace. The principle of balance holds that real property value is created and sustained when contrasting, opposing, or interacting elements are in a state of equilibrium. This principle applies to relationships among various property components as well as the relationship between the costs of production and the property's productivity. The point of economic balance is achieved when the combination of land and building is optimal (i.e., when no marginal benefit or utility is achieved by adding another unit of capital). The law of increasing returns holds that larger amounts of the agents of production produce greater net income up to a certain point, after which the law of diminishing returns is applied.(9)

It is important to recognize that the highest and best use of the land (as though vacant) may differ from the highest and best use of the property (as improved). This may occur when a site has existing improvements and the highest and best use of the land differs from the current use. Nonetheless, the current property use will continue until the value of the land under its highest and best use exceeds the value of the property in its current use, plus the cost to remove the existing improvements.

(8) The Appraisal of Real Estate - Tenth Edition, Appraisal Institute, Chicago, IL, 1992, p. 45.

(9) Ibid., p. 40.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens                        Highest and Best Use 78
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In consideration of the locational and physical factors influencing development in the immediate area of the subject site, it is the appraisers' opinion that the highest and best use of the subject site, as vacant, would be to develop the subject site as a mixed-use commercial PUD (Planned Unit Development) development. This would allow for controlling the development of the site with compatible uses of a similar quality, which would maximize the value of the property. However, it is our opinion that it is not economically feasible at today's costs to develop the site with a development similar in quality to the existing subject development, but rather with a mixed-use commercial development of less quality.

Conclusion

Based on our analysis, the value of the subject land, less the cost of demolition of the subject improvements, does not exceed the value of the hotel and office building as improved. In consideration of the existing subject development, and the vested development rights and approvals associated with the undeveloped portion of the subject site, we believe that appropriate uses of the unimproved land would include either the approved 82,265 square foot office building or alternatively hotel utilization. Given the existing occupancy rate and average rate of the subject hotel, and the rooms demand of the competitive supply within close proximity of the subject, together with the excellent exposure of the subject site to vehicular traffic along I-95, we believe that the approved use of the vacant subject site, as an office building, should be amended to allow for a greater economic opportunity as a hotel. However, given the fact that there is no guarantee that this use change would be approved by the City of Palm Beach Gardens, we believe that the highest and best use of the subject property, as improved, is to continue the existing use as a 160-suite Embassy Suites hotel and 80,125-square-foot office building, and for the future construction of a 82,26-square-foot office building.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens                         Approaches to Value 79
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9. Approaches to Value

In appraising real estate for market value, the appraiser has three approaches from which to select: the income capitalization, sales comparison, and cost approaches. Although all three valuation procedures are given consideration, the inherent strengths of each approach and the nature of the subject property must be evaluated to determine which will provide supportable estimates of market value. The appraiser is then free to select one or more of the appropriate approaches in arriving at a final value estimate.

The Income Capitalization Approach

The income capitalization approach takes a property's projected net income before debt service and allocates this future benefit to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component is calculated. The total of the mortgage component and the equity component equals the value of the property. This approach is often selected as the preferred valuation method for income-producing properties, because it most closely reflects the investment rationale of knowledgeable buyers.

The Sales Comparison Approach

The sales comparison approach estimates the value of a property by comparing it to similar properties that have been sold on the open market. To obtain a supportable estimate of value, the sales price of a comparable property must be adjusted to reflect any dissimilarities between it and the property being appraised.

The sales comparison approach may provide a useful value estimate in the case of simple forms of real estate, such as vacant land and single-family homes, where the properties are homogeneous and the adjustments are few and relatively simple to compute. In the case of complex investments such as shopping centers, office buildings, restaurants, and lodging facilities, where the adjustments are numerous and more difficult to quantify, the sales comparison approach loses much of its reliability.

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Embassy Suites Palm Beach Gardens                         Approaches to Value 80
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Hotel and office building investors typically do not employ the sales comparison approach in reaching their final purchase decisions. Factors such as the lack of recent sales data, the numerous insupportable adjustments that are necessary, and the general inability to determine the true financial terms and human motivations of comparable transactions often make the results of this technique questionable. Although the sales comparison approach may provide a range of values that supports the final estimate, reliance on this method beyond the establishment of broad parameters is rarely justified by the quality of the sales data.

The market-derived capitalization rates sometimes used by appraisers are susceptible to the same shortcomings inherent in the sales comparison approach. To substantially reduce the reliability of the income capitalization approach by employing capitalization rates obtained from unsupported market data weakens the final value estimate and ignores the typical investment analysis procedures employed by hotel purchasers. Because appraisers are obligated to mirror the actions of the marketplace, we generally give the sales comparison approach minimal weight in the hotel and office building appraisal process beyond bracketing the final estimate.(10)

The Cost Approach

The cost approach estimates market value by computing the current cost to replace the property and subtracting any depreciation resulting from physical deterioration, functional obsolescence, and external (or economic) obsolescence. The value of the land, as if vacant and available, is then added to the depreciated value of the improvements to produce a total value estimate.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements grow older and begin to deteriorate, the resultant loss in value becomes increasingly difficult to quantify accurately. We find that knowledgeable hotel and office building buyers base their purchase decisions on economic factors such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, this approach is given minimal weight in the hotel and office building valuation process. As

(10) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992,
     p. 209.

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noted in Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, "the cost approach is seldom used to value existing hotels and motels."(10)

Reconciliation

The final step in the valuation process is the reconciliation and correlation of the value indications. Factors that are considered in assessing the reliability of each approach include the purpose of the appraisal, the nature of the subject property, and the reliability of the data used. In reconciliation, the applicability and supportability of each approach is considered and the range of value indications is examined. The most significant weight is given to the approach that produces the most reliable solution and most closely reflects the criteria used by typical investors.

Our nationwide experience with numerous hostelry and office building buyers and sellers indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the investors who constitute the marketplace. For this reason, the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in the hotel and office building valuation process.

(10) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992,
     p. 208.

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10. Income Capitalization Approach

The income capitalization approach is based on the principle that the value of a property is indicated by its net return, or what is known as the present worth of future benefits. The future benefits of income-producing properties, such as hotels, are net income before debt service and depreciation (as estimated by a forecast of income and expense) and any anticipated reversionary proceeds from a sale. These future benefits can be converted into an indication of market value through a capitalization process and discounted cash flow analysis. Using the income capitalization approach, the subject property has been valued by analyzing the local market for transient accommodations, examining existing and proposed competition, and developing a forecast of income and expense that reflects current and anticipated income trends and cost components through a stabilized year of operation.

The forecast of income and expense is expressed in current dollars for each year. The stabilized year is intended to reflect the anticipated operating results of the property over its remaining economic life, given any or all applicable stages of build-up, plateau, and decline in the life cycle of the hotel. Thus, income and expense estimates from the stabilized year forward exclude from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusual revenues or expenses.

As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, published by the Appraisal Institute, "of the three valuation approaches available to the appraiser, the income capitalization approach generally provides the most persuasive and supportable conclusions when valuing a lodging facility."(12) This text recommends that using a ten-year forecast and an equity yield rate "most accurately reflects the actions of typical hotel buyers, who purchase properties based on their leveraged discounted cash flow."(13) The simpler

(12) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992,
     p. 236.

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procedure of using a ten-year forecast and a discount rate is "less reliable because the derivation of the discount rate has little support. Moreover, it is difficult to adjust the discount rate for changes in the cost of capital."(13)

We have used both methods to discount the subject property's projected net income into an estimate of value. Method One is a ten-year discounted cash flow analysis in which the cash flow to equity and the equity reversion are discounted to the present value at the equity yield rate, and the income to the mortgagee is discounted at a mortgage interest rate. The sum of the equity and mortgage values is the total property value. Method Two is a simple ten-year discounted cash flow analysis in which the annual net income before debt service and the reversionary proceeds following a sale at the end of the tenth year are discounted back to the date of the appraisal at an overall discount rate, and then totaled to produce an indication of the present worth of future benefits.

To convert the projected income stream into an estimate of value through Method One, the anticipated net income (before debt service and depreciation) is allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. The total of the mortgage component and the equity component equals the value of the property. The process is described as follows.

1. The terms of typical hotel and office building financing are set forth, including interest rate, amortization term, and loan-to-value ratio.

2. An equity yield rate of return is established. Numerous hotel and office building buyers base their equity investments on a ten-year equity yield rate projection that takes into account ownership benefits such as periodic cash flow distributions, residual sale or refinancing distributions that return any property appreciation and mortgage amortization, income tax benefits, and various non-financial considerations such as status and prestige. The equity yield rate is also known as the internal rate of return on equity.

(12) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992,
     p. 236

(13) Ibid.

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3. The value of the equity component is calculated by first deducting the annual debt service from the projected net income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value. After deducting the mortgage balance at the end of the tenth year and the typical brokerage and legal costs, the equity residual is discounted back to the date of value at the equity yield rate. The net income to equity for each of the ten projection years is also discounted to the present value. The sum of these discounted values equates to the value of the equity component. Adding the equity component to the initial mortgage balance yields the overall property value.

    Because the mortgage and the debt service amounts are unknown but the loan-to-value ratio was determined in Step #1, the preceding calculation can be solved through an iterative process or by use of a linear algebraic equation that computes the total property value. The algebraic equation that solves for the total property value using a ten-year mortgage and equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(12)

4. The value is proven by allocating the total property value between the mortgage and equity components and verifying that the rates of return set forth in Steps #1 and #2 can be met from the projected net income.

The process of converting the projected income stream into an estimate of value through Method Two is described as follows.

1. A discount rate is established by evaluating the total property yield derived by Method One. Occasionally, the discount rate may be adjusted slightly based on the total property yields indicated by recent transactions involving hotels similar to the subject property.

2. The reversionary value is calculated by capitalizing the 11th-year net income by the terminal capitalization rate and deducting typical brokerage and legal fees.

(12) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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3. The ten-year forecast of net income (before debt service and depreciation) and the reversionary value are discounted to the date of value at the rate derived above.

Review of Operating History

Because the Embassy Suites Palm Beach Gardens and the Admiralty I office building of the subject have an established operating performance, their historical income and expense experience can serve as a basis for projections. Our analysis of the subject hotel will be developed first, with an analysis of the office building developed later in this section of the report.

The subject hotel opened in February, 1989, and later achieved occupancy levels of 79.0% in 1994 and 80.8% in 1995. The following income and expense statements were provided by either a representative of the past or current ownership of the property, and are unaudited. Where applicable, we have reorganized the statements in accordance with the Uniform System of Accounts for Hotels. As the subject was purchased in 1995 we were not provided with a calendar year 1994 or 1995 operating statement from current ownership. Rather, we had in our files a 1994 operating statement of the subject hotel, and we were provided with a combined actual (8 month) and projected (4 month) 1996 operating statement, a YTD through August 1996 operating statement, and a 1997 budget.

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Table 10-1  Historical Operating Performance
--------------------------------------------------------------------------------

      Calendar Year Ending:       1996                                                   1996
               Total Rooms:        160                                                    160
            Occupied Rooms:     45,278                                                 29,955
       Complimentary Rooms:        563                                                      0
                 Days Open:        366                     Amount per  Amount per         243                Amount per  Amount per
                 Occupancy:       77.3%    Percentage      Available    Occupied         77.0%   Percentage   Available   Occupied
              Average Rate:     $96.73     of Revenue        Room         Room        $100.22    of Revenue     Room        Room
-----------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                        $4,354          94.0%       $27,213       $96.16       $3,002      94.1%       $18,763    $100.22
   Food                             43           0.9            269         0.95           27       0.8            169       0.90
   Telephone                        79           1.7            494         1.74           57       1.8            356       1.90
Restaurant Rent                    115           2.5            719         2.54           72       2.3            450       2.40
   Other Income                     39           0.8            244        16.30           31       1.0            194       1.03
      Total                      4,630          99.9         28,938       102.26        3,189     100.0         19,931     106.46
-----------------------------------------------------------------------------------------------------------------------------------
 DEPARTMENTAL EXPENSES
   Rooms                           738          16.9          4,613        16.30          484      16.1          3,025      16.16
   Food & Beverage                  29          67.4            181         0.64           20      74.1            125       0.67
   Telephone                         0           0.0              0         0.00            0       0.0              0       0.00
      Total                        767          16.6          4,794        16.94          504      15.8          3,150      16.83
-----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME              3,863          83.3         24,144        85.32        2,685      84.2         16,781      89.63
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General        418           9.0          2,613         9.23          282       8.8          1,763       9.41
   Management Fee                  140           3.0            875         3.09           97       3.0            606       3.24
   Marketing                       170           3.7          1,063         3.75          105       3.3            656       3.51
   Franchise Fees                  283           6.1          1,769         6.25          195       6.1          1,219       6.51
   Property Oper. & Maint.         186           4.0          1,163         4.11          121       3.8            756       4.04
   Energy                          233           5.0          1,456         5.15          149       4.7            931       4.97
Hospitality Department             286           6.2          1,788         6.32          191       6.0          1,194       6.38
      Total                      1,716          37.0         10,725        37.90        1,140      35.7          7,125      38.06
-----------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                     2,147          46.3         13,419        47.42        1,545      48.5          9,656      51.57
-----------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                  196           4.2          1,225         4.33          131       4.1            819       4.37
   Insurance                        75           1.6            469         1.66           52       1.6            325       1.74
   Reserve for Replacement         188           4.1          1,175         4.15          130       4.1            813       4.34
  Common Area                      183           4.0          1,144         4.04          124       3.9            775       4.14
  Rent                              20           0.4            125         0.44           14       0.4             88       0.47
      Total                        662          14.3          4,138        14.62          451      14.1          2,819      15.06
-----------------------------------------------------------------------------------------------------------------------------------
        NET INCOME              $1,485          32.0%        $9,281       $32.80       $1,094      34.4%        $6,837     $36.51
===================================================================================================================================

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Table 10-2  Historical Operating Performance
--------------------------------------------------------------------------------

               Calendar Year Ending:     1997                                             1994
                        Total Rooms:      160                                              160
                     Occupied Rooms:   47,187                                           46,134
                Complimentary Rooms:        0                                                0
                          Days Open:      365                 Amount per   Amount per      365                Amount per  Amount per
                          Occupancy:     80.8%  Percentage    Available     Occupied      79.0%   Percentage   Available   Occupied
                       Average Rate:   $99.96   of Revenue       Room          Room     $79.72    of Revenue     Room        Room
-----------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                               $4,717      95.1%       $29,481        $99.96    $3,678        93.4%     $22,988      $79.72
   Food                                     0       0.0              0          0.00         0         0.0            0        0.00
   Telephone                               91       1.8            569          1.93       149         3.8          931        3.23
Restaurant Rent                           144       2.9            900          3.05         0         0.0            0        0.00
   Other Income                             7       0.1             44          0.15       112         2.8          700        2.43
      Total                             4,959      99.9         30,994        105.09     3,939       100.0       24,619       85.38
-----------------------------------------------------------------------------------------------------------------------------------
 DEPARTMENTAL EXPENSES
   Rooms                                  791      16.8          4,944         16.76     1,131        30.8        7,069       24.52
   Food & Beverage                          0       0.0              0          0.00         0         0.0            0        0.00
   Telephone                                0       0.0              0          0.00       118        79.2          738        2.56
      Total                               791      16.0          4,944         16.76     1,465        37.2        9,156       31.76
-----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME                     4,168      83.9         26,050         88.33     2,474        62.8       15,463       53.63
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative & General               511      10.3          3,194         10.83       427        10.8        2,669        9.26
   Management Fee                         152       3.1            950          3.22       116         2.9          725        2.51
   Marketing                              237       4.8          1,481          5.02       406        10.3        2,538        8.80
   Franchise Fees                         307       6.2          1,919          6.51       103         2.6          644        2.23
   Property Oper. & Maint.                183       3.7          1,144          3.88       400        10.2        2,500        8.67
   Energy                                 243       4.9          1,519          5.15       214         5.4        1,338        4.64
Hospitality Department                    295       5.9          1,844          6.25         0         0.0            0        0.00
      Total                             1,928      38.9         12,050         40.86     1,666        42.2       10,413       36.11
-----------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                            2,240      45.0         14,000         47.47       808        20.6        5,050       17.52
-----------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes                         208       4.2          1,300          4.41       201         5.1        1,256        4.36
   Insurance                               99       2.0            619          2.10        61         1.5          381        1.32
   Reserve for Replacement                253       5.1          1,581          5.36         0         0.0            0        0.00
  Common Area                             196       4.0          1,225          4.15         0         0.0            0        0.00
  Rent                                      0       0.0              0          0.00         0         0.0            0        0.00
      Total                               756      15.3          4,725         16.02       262         6.6        1,638        5.68
-----------------------------------------------------------------------------------------------------------------------------------
             NET INCOME                $1,484      29.7%        $9,275        $31.45      $546        14.0%      $3,412      $11.84
===================================================================================================================================

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Comparable Operating Statements

The historical income and expense statement from calendar year 1994, a calendar year 1996 statement of both actual and budgeted totals, and a budget for 1997 show that expenses and revenues have increased proportionately since 1994. Based on our knowledge and experience, it is our opinion that the subject hotel will stabilize in 1997.

Forecast of Income and Expense

The forecast of income and expense is intended to reflect the appraiser's subjective estimate of how a typical buyer would project the subject property's future operating results. Depending on the dynamics of the local market, a typical buyer's projection may be adjusted upward or downward. We have attempted to consider these factors in formulating this forecast.

HVS International uses a fixed and variable component model to project a lodging facility's revenue and expense levels. This model is based on the premise that hotel revenues and expenses have one component that is fixed and another that varies directly with occupancy and facility usage. A projection can be made by taking a known level of revenue or expense and calculating its fixed and variable components. The fixed component is then held constant, while the variable component is adjusted for the percent change between the projected occupancy and facility usage and that which produced the known level of revenue or expense.

Base-Year Statement of Income and Expense

Based on our review of the operating histories of the subject property and comparable hotels, we have derived a base-year statement of income and expense expressed in 1996 dollars. The units of comparison include a percentage of departmental and total revenue, amounts per available room, and amounts per occupied room. The income and expense ratios of actual and projected revenues reflect an occupancy level of 77.3% and an average rate of $96.73. The base-year profit and loss statement will be used to determine the relationship between the fixed and variable components.

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Table 10-4  Base-Year Statement of Income and Expense
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Calendar Year Ending:       1996
Number of Rooms:             160
Occupancy:                  77.3%  Percent of  Amount per    Amount per
Average Rate:             $96.73     Total      Available     Occupied
Occupied Rooms:           45,278    Revenue       Room          Room
-----------------------------------------------------------------------
Revenue:
   Rooms                  $4,380       96.5%    $27,373         $96.73
   Food                       43        0.9         269           0.95
   Telephone                  79        1.7         494           1.74
   Other Income               39        0.9         244           0.86
Total Revenue             $4,541      100.0     $28,380        $100.29
-----------------------------------------------------------------------
Expenses:
   Rooms*                 $1,019       23.3%     $6,367         $22.50
   Food & Beverage*           29       67.4         181           0.64
   Telephone*                  0        0.0           0           0.00
   Administrative & General  440        9.7       2,750           9.72
   Management Fee            136        3.0         851           3.01
   Marketing                 208        4.6       1,300           4.59
   Franchise Fees              0        0.0           0           0.00
   Property Oper. & Maint.   164        3.6       1,025           3.62
   Energy                    224        4.9       1,400           4.95
   Property Taxes            314        6.9       1,963           6.93
   Insurance                  95        2.1         595           2.10
   Reserve for Replacement   182        4.0       1,135           4.01
  Common Area                330        7.3       2,063           7.29
  Rent                        19        0.4         119           0.42
Total Expenses            $3,160       69.6%    $19,749         $69.79
-----------------------------------------------------------------------
Net Income                $1,381       30.4%     $8,631         $30.50
=======================================================================

* Departmental expense ratios are expressed as a percentage of departmental revenues

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Inflation Assumptions

The base revenue and expense amounts are inflated to reflect current dollars for each projection year. Line items can be affected by different factors.

We must establish a general rate of inflation that will be applied to most revenue and expense categories. The following table shows inflation estimates made by economists at some noted institutions and corporations.

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Table 10-5  Inflation Estimates
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                                      Projected Increase in Consumer Price Index
                                      (Annualized Rate Versus 12 Months Earlier)
                                      ------------------------------------------
                                                   November           May
Source                                              of 1996         of 1997
--------------------------------------------------------------------------------
Maureen Allyn, Scudder Stevens Clark                 3.1%             2.3%
Wayne Angell, Bear Stearns                           3.0              3.2
Richard Berner, Mellon Bank                          2.9              2.8
David Berson, Fannie Mae                             2.9              2.8
David Blitzer, S&P                                   3.0              2.7
Paul Boltz, T. Rowe Price                            3.2              3.5
David Bostian, Herzog, Heine, Geduld                 2.9              2.5
Philip Braverman, DKB Securities                     3.0              2.8
William Brown, J.P. Morgan                           3.3              3.2
Rosanne Cahn, CS First Boston                        3.1              2.6
James Coons, Huntington National Bank                3.2              3.0
Michael Cosgrove, The Econoclast                     3.2              3.3
Dewey Daane, Vanderbilt University                   3.4              3.6
Robert Dederick, Northern Trust                      3.1              3.4
W.Dudley, Goldman Sachs                              3.4              3.2
Michael Englund, MMS Intl.                           3.2              3.3
Michael Evans, Evans Group                           3.0              3.0
Gail Fosler, Conference Board                        3.5              3.6
Maury Harris, Paine Weber, Inc.                      2.8              2.8
Tracy Herrick, Jefferies & Co.                       3.2              3.6
Stuart Hoffman, PNC Bank                             3.1              2.8
William Hummer, Wayne Hummer                         2.9              3.0
Edward Hyman, ISI Group                              2.8              2.1
Saul Hymans, University of Michigan                  2.7              1.7
Mieczyslaw Karczmar, Deutsche Bank                   2.8              3.2
Kurt Karl, WEFA Group                                2.6              2.3
Irwin Kellner, Chase Manhattan Bank                  2.6              2.3
D. Laufenberg, American Express Financial Advisors   3.2              3.4
Michelle Laughlin, Sanwa Securities                  3.0              3.2
Carol Leisenring, CoreStates Financial               2.7              2.5
Richard Lemmon, General Motors                       3.0              3.0
Mickey Levy, NationsBank Capital Markets             2.6              2.4
David Littmann, Comerica                             3.1              3.0
John Lonski, Moody's Investors Service               3.3              3.2
Paul McCulley, UBS Securities                        3.0              2.8
John McDevitt, 3M                                    2.6              2.5
Arnold Moskowitz, Moskowitz Capital                  3.1              3.5
John Mueller, LBMC, Inc.                             3.2              2.5
David Munro, High Frequency Econ.                    3.0              2.5
Carl Palash, MCM MoneyWatch                          3.0              3.0
Nicholas Perna, Fleet Financial Group                3.3              3.3
Elliott Platt, Donaldson Lufkin                      2.8              2.0
Maria F. Ramirez, MF Ramirez                         3.0              3.0
Donald Ratajczak, Georgia State University           3.0              3.3
David Resler, Nomura Securities International        2.9              2.6
Allan Reynolds, Hudson Institute                     3.3              3.6
Richard Rippe, Prudential Securities                 3.1              3.3
A. Gary Schilling, Schilling & Co.                   3.0              3.0
Allen Sinai, Lehman Brothers                         3.2              3.4
James Smith, University of North Carolina            2.1              1.9
Susan Sterne, Economic Analysis                      2.5              2.5
Donald Straszheim, Merrill Lynch                     2.7              2.3
Thomas Synott III, U.S. Trust Company                3.3              3.4
John Williams, Bankers Trust                         3.0              3.1
Raymond Worseck, A.G. Edwards                        3.6              3.3
David Wyss, DRI/McGraw-Hill                          3.0              2.5
Edward Yardeni, Deutsche Morgan Grenfell             2.2              2.0
Mark Zandi, Regional Financial Associates            3.0              3.2
                                                     ----             ----
                  Average                            3.0%             2.9%

                    Source: Wall Street Journal, July 1, 1996

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HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens              Income Capitalization Approach 91
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The preceding table shows inflation forecasts averaging 3.0% through November of 1996 and 2.9% through May of 1997. Most of the economists in the sample estimate inflation rates ranging from 2.5% to 3.4% for the 12-month period, although several anticipate levels of slightly greater than 3.4%. As a further check on these inflation projections, we have reviewed historical increases in the Consumer Price Index.

Because the value of real estate is predicated on cash flows over a relatively long period, inflation should be considered from a long-term perspective. Between 1986 and 1994, the national CPI increased at an average annual compounded rate of 3.8%. In consideration of these historical trends, the projections set forth previously, and our assessment of probable property appreciation levels, we have selected an annual inflation rate of 3.5% for 1997, increasing at this inflation rate thereafter.

One of the exceptions to this general inflation assumption is the projected growth in average rate. As noted earlier, increases in the subject property's room rate are projected as follows.

================================================================================
Table 10-6  Projected Growth in Average Rate
--------------------------------------------------------------------------------

                          Increase From
        Year              Previous Year
--------------------------------------------
        1997                    3.5%
        1998                    3.5
        1999                    3.5
        2000                    3.5
     Thereafter                 3.5

--------------------------------------------------------------------------------

Each of the revenue and expense line items in our projections uses the above referenced percentage of 3.5%. Using this inflation assumption, the base-year income and expense statement (which is expressed in 1996 dollars) is inflated to arrive at projections. Each revenue and expense category will be projected using the inflated base statement to determine the fixed and variable component relationships.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens              Income Capitalization Approach 92
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Rooms Revenue

Rooms revenue is determined by two variables: occupancy and average rate. Earlier in this report, we estimated the subject property's occupancy and average rate as follows.

================================================================================
Table 10-7   Projected Occupancy and Average Rate
--------------------------------------------------------------------------------

                                Stabilized    1998     1999     2000       2001
--------------------------------------------------------------------------------
Forecast Occupancy Percentage       80.0%     80.0%    80.0%    80.0%      80.0%
Forecast Average Rate            $100.12   $103.62  $107.25  $111.00    $114.88

--------------------------------------------------------------------------------

Rooms revenue is calculated as follows.

================================================================================
Table 10-8   Forecast of Rooms Revenue
--------------------------------------------------------------------------------

                                                                   Number of       Forecast
   Calendar Years     Projected       Average        Number        Days in           Rooms
      Ending:         Occupancy      Room Rate      of Units       in Year          Revenue
---------------------------------------------------------------------------------------------
     Stabilized         80.0        X  $100.12   X    160     X      365       =    $ 4,677
        1998            80.0        X   103.62   X    160     X      365       =      4,841
        1999            80.0        X   107.25   X    160     X      365       =      5,011
        2000            80.0        X   111.00   X    160     X      365       =      5,186
        2001            80.0        X   114.88   X    160     X      365       =      5,367

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Food and Beverage Revenue

Food and beverage revenue is generated by a hotel's restaurants, lounges, coffee shops, snack bars, banquet rooms, and room service. In addition to providing a source of revenue, these outlets serve as an amenity that assists in the sale of guestrooms. With the exception of properties with active lounges or banquet facilities that draw local residents, in-house guests generally represent a substantial percentage of a hotel's food and beverage patrons.

The Uniform System of Accounts for Hotels/Eighth Revised Edition defines food revenue as "revenue derived from the sale of food, including coffee, milk, tea and soft drinks. Food sales do not include meals charged on employees' (staff) checks." Beverage revenues are "derived from the sale of beverages." In addition to the revenue generated by the sale of food and beverages, hotels often produce other income that is related to this department, such as meeting room rentals, cover charges, service charges, and miscellaneous banquet revenue.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens              Income Capitalization Approach 93
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Although the three food and beverage outlets at the subject are leased, the relatively small portion generated by banquet sales is included in our analysis and is relatively fixed.

Food revenue was projected based on this relationship between the fixed and variable components. The following table shows the projected food revenue and several units of comparison.

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Table 10-9   Forecast of Food Revenue
--------------------------------------------------------------------------------

                             Stabilized      1998      1999      2000      2001
--------------------------------------------------------------------------------
Total Food Revenue              $    45   $    47   $    48   $    50   $    52
Percent of Total Revenue            0.7%      0.7%      0.7%      0.7%      0.7%
Per Available Room              $   283   $   292   $   303   $   313   $   324
Per Occupied Room               $  0.96   $  1.01   $  1.03   $  1.07   $  1.11

--------------------------------------------------------------------------------

Beverage Revenue

Beverage revenue is generated by the sale of alcoholic beverages in a hotel's restaurants and banquet rooms and the sale of alcoholic and nonalcoholic beverages in the bars and lounges. Since revenues from all food and beverage outlets are leased, we have not estimated beverage revenue for the subject.

Telephone Revenue

Telephone revenue is generated by hotel guests who charge local and long-distance calls to their rooms, and by individuals who use the property's public telephones. Prior to the deregulation of the telephone industry in the early 1980s, hotels were limited to a 15% commission on long-distance calls, a mark-up that allowed few profits. Deregulation and the development of sophisticated call-accounting equipment have resulted in profitable telephone departments. State-of-the-art equipment is capable of least-cost routing, automatic price billing, and posting telephone charges to guest folios. Hotels can select among various long-distance services, and can also work with any one of a number of Alternative Operator Services (AOS). These systems route and price calls, and may provide additional services.

In recent years, the hospitality industry has experienced diverging trends with respect to telephone revenue. Prices per call have increased, in some cases dramatically, yielding departmental profits as high as 50% to 55%. However, the number of long-distance calls billed per occupied room has declined as a result of the extensive use of long-distance carrier services that can be accessed locally or through a toll-free number. When guests charge

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens              Income Capitalization Approach 94
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long-distance calls to their personal or business accounts in this manner, the hotel loses the revenue associated with long-distance tariffs and mark-ups, and only receives an access fee.

Most telephone revenue varies directly with changes in occupancy. However, there is a small fixed component consisting of public telephone revenue, which is primarily generated by individuals using the hotel's food, beverage, and meeting facilities. Because the subject telephone revenue was provided net of expenses our telephone revenue estimate was also estimated net of expenses. Using this fixed and variable relationship, the subject property's telephone revenue is projected as follows.

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Table 10-10 Forecast of Telephone Revenue
--------------------------------------------------------------------------------

                             Stabilized      1998      1999      2000      2001
--------------------------------------------------------------------------------
Total Telephone Revenue         $    84   $    87   $    90   $    93   $    97
Percent of Total Revenue            1.3%      1.3%      1.3%      1.3%      1.3%
Amount Per Available Room       $   527   $   545   $   565   $   584   $   605
Amount Per Occupied Room        $  1.80   $  1.86   $  1.93   $  1.99   $  2.08

--------------------------------------------------------------------------------

Other Income

Other income is derived from sources other than guestrooms, food and beverages, and telephone services. Depending on the type of hotel and the facilities and amenities offered, other income may include the following items.

o Rentals - stores, office space, concession space, showcases, clubs, and storage.

o   Commissions from auto rentals, photography, telegrams, and vending services.

o Concessions - revenue derived from charges for the privilege of operating departments that could be operated by the hotel. Gift shops, barber shops, and beauty salons are often operated as concessions.

o   Laundry, dry cleaning, and fax services.

o Cash discounts earned - discounts from creditors' accounts for payment within the discount period. This item does not include trade discounts, which are a deduction from the cost of goods sold.

o   Electronic games and pinball machines.

o   Forfeited advance deposits and guaranteed no-shows.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens              Income Capitalization Approach 95
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o Service charges - service charges that are added to a customer's account but are not paid to service personnel.

o   Interest income - interest from house accounts.

o   Salvage - revenue from the sale of old or obsolete items.

Other income is typically highly sensitive to changes in occupancy and slightly correlated to food and beverage volume. Using this fixed and variable relationship, the subject property's other income is projected as follows.

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Table 10-11 Forecast of Other Income
--------------------------------------------------------------------------------

                        Stabilized       1998      1999      2000       2001
--------------------------------------------------------------------------------
Total Other Income          $   41    $    42    $   44    $   45    $   47
Percent of Total Revenue       0.6%       0.6%      0.6%      0.6%      0.6%
Amount Per Available Room   $  255    $   264    $  273    $  283    $  293
Amount Per Occupied Room    $ 0.88    $  0.90    $ 0.94    $ 0.96    $ 1.01

--------------------------------------------------------------------------------

Rooms Expense

Rooms expense consists of items related to the sale and upkeep of guestrooms and public space. Salaries, wages, and employee benefits account for a substantial portion of this category. Although payroll varies somewhat with occupancy (because managers can schedule maids, bell personnel, and house cleaners to work when demand requires), much of a hotel's payroll is fixed. Front desk personnel, public area cleaners, the housekeeper, and other supervisors must be maintained at all times. As a result, salaries, wages, and employee benefits are only moderately sensitive to changes in occupancy.

Commissions represent remuneration to travel agents for booking rooms. Because these fees are based on a percentage of rooms revenue, they are highly dependent on occupancy and rate. Reservations is a similar expense that reflects the cost of a franchise reservation system that typically bills as a percentage of rooms revenue. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are only slightly affected by changes in volume. In light of these considerations, and the fact that the hospitality department expense line item is the cost of the complimentary breakfast and cocktail hour we project the subject property's rooms expense as follows.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens              Income Capitalization Approach 96
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Table 10-12 Forecast of Rooms Expense
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                         Stabilized       1998       1999       2000       2001
--------------------------------------------------------------------------------
Total Rooms Expense         $ 1,068    $ 1,105    $ 1,144    $ 1,184    $ 1,225
Percent of Rooms Revenue       22.9%      22.9%      22.9%      22.9%      22.9%
Amount per Available Room   $ 6,682    $ 6,916    $ 7,158    $ 7,409    $ 7,668
Amount per Occupied Room    $ 22.86    $ 23.65    $ 24.49    $ 25.34    $ 26.22

--------------------------------------------------------------------------------

Administrative and General Expense

Administrative and general expense includes the salaries and wages of all administrative personnel who are not directly associated with a particular department. Expense items related to the management and operation of the property are also allocated to this category.

Most administrative and general expenses are relatively fixed. The exceptions are cash overages and shortages; commissions on credit card charges; provision for doubtful accounts, which are moderately affected by the number of transactions or total revenue; and salaries, wages, and benefits, which are very slightly influenced by volume.

In recent years, several new items have been added to the administrative and general expense category. Human resources includes the cost of recruiting, relocating, and training personnel. Security consists of the cost of contract security for the property and related expenses.

The general insurance category includes premiums for liability, fidelity, life, theft coverage, and business interruption insurance. Fire and extended-coverage insurance on the building and contents is a separate insurance expense category. Liability insurance covers third-party actions involving bodily injury and personal property, and is typically based on rooms receipts, meeting and banquet income, and food and beverage revenue. Factors that may have an impact on a hotel's liability expense include the size of the meeting, banquet, and restaurant facilities; the ratio between the amount of alcohol served and total food and beverage sales; the presence of a dance floor; a high-rise structure; a swimming pool; life safety support systems; and the guest transportation services provided by the hotel. The following table illustrates our forecast of administrative and general expense.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens              Income Capitalization Approach 97
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Table 10-13   Forecast of Administrative and General Expense
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                                       Stabilized        1998        1999        2000        2001
--------------------------------------------------------------------------------------------------
Total Administrative & General Expense  $     511   $     529   $     547   $     566   $     586
Percentage of Total Revenue                   7.7%        7.7%        7.7%        7.7%        7.7%
Amount per Available Room               $   3,194   $   3,306   $   3,419   $   3,538   $   3,663
Amount per Occupied Room                $   10.93   $   11.32   $   11.71   $   12.12   $   12.55

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Management Fee

Management expense consists of the basic fee paid to the type of company that is anticipated to operate the subject property. Some companies provide management services alone, while others also provide a brand name affiliation. When a management company has no brand identification, the property owner often acquires a franchise that provides the necessary image and recognition. Although most hotel management companies employ a fee schedule that includes a basic fee (usually a percentage of total revenue) and an incentive fee (usually a percentage of defined profit), the incentive portion is often subordinated to debt service and does not appear in a forecast of net income before debt service. Basic hotel management fees are almost always based on a percentage of total revenue, which means they have no fixed component.

Although the incentive fee does not decrease the cash flow available for debt service, it does reduce the potential cash flow to equity, and must be accounted for in the valuation process. Generally, the most appropriate procedure for handling the impact of the incentive fee on the equity component is to use the projected net income before debt service and incentive fee, but adjust the equity dividend or yield rate upward to reflect this added management cost. The adjusted equity dividend and yield rates will be described later in this section.

The subject property is owned and operated by Remington Ashford. Based on our review of the current market for management contracts, a 3.0% management fee is consistent with prevailing market terms. Applying this management fee structure to the projection of total revenue yields the following forecast of the subject property's management fee.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens              Income Capitalization Approach 98
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Table 10-14 Forecast of Management Fee
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                            Stabilized      1998       1999        2000     2001
--------------------------------------------------------------------------------
Management Fee Expense          $  198     $ 205      $ 212       $ 220    $ 227

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Marketing Expense

Marketing expense consists of all costs associated with advertising, sales, and promotion; these activities are intended to attract and retain customers. Marketing can be used to create an image, develop customer awareness, and stimulate patronage of a property's various facilities.

The marketing category is unique in that all expense items, with the exception of fees and commissions, are totally controlled by management. Most hotel operators establish an annual marketing budget that sets forth all planned expenditures. If the budget is followed, total marketing expenses can be projected accurately.

Marketing expenditures are unusual because although there is a lag period before results are realized, the benefits are often extended over a long period. Depending on the type and scope of the advertising and promotion program implemented, the lag time can be as short as a few weeks or as long as several years. However, the favorable results of an effective marketing campaign tend to linger, and a property often enjoys the benefits of concentrated sales efforts for many months.

Marketing expense can be divided into five categories: sales, reservations, advertising and merchandising, other marketing activities, and fees and commissions. Together, these categories include all marketing efforts made by hotel personnel and outside parties. Marketing expenses are fixed with the exception of reservations, fees, and commissions, which are calculated as a percentage of rooms revenue.

Based on the location of the subject property, the local market for transient accommodations, the competitive environment, and the hotel's anticipated market segmentation, we have developed the following marketing forecast using a fixed and variable component model.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens              Income Capitalization Approach 99
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Table 10-15 Forecast of Marketing Expense
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                          Stabilized      1998      1999      2000      2001
--------------------------------------------------------------------------------
Total Marketing Expense      $   241   $   250   $   259   $   268   $   277
Percentage of Total Revenue      3.7%      3.7%      3.7%      3.7%      3.7%
Amount per Available Room    $ 1,509   $ 1,562   $ 1,617   $ 1,673   $ 1,732
Amount per Occupied Room     $  5.17   $  5.35   $  5.54   $  5.73   $  5.93


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Franchise Fee

Franchise expense represents the fees paid to Embassy Suites for the use of the company's name, trade marks, and service marks. The following table illustrates the projection of the subject property's franchise fee.

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Table 10-16 Forecast of Franchise Fee
--------------------------------------------------------------------------------

                          Stabilized      1998      1999      2000      2001
--------------------------------------------------------------------------------
Franchise Fees Expense         $ 351     $ 363     $ 376     $ 389     $ 403

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Property Operations and Maintenance

Property operations and maintenance expense is another expense category that is largely controlled by management. Except for repairs that are necessary to keep the facility open and prevent damage (e.g., plumbing, heating, and electrical items), most maintenance can be deferred for varying lengths of time.

Maintenance is an accumulating expense. If management elects to postpone performing a required repair, they have not eliminated or saved the expenditure; they have only deferred payment until a later date. A lodging facility that operates with a lower-than-normal maintenance budget is likely to accumulate a considerable amount of deferred maintenance.

The age of a lodging facility has a strong influence on the required level of maintenance. A new or thoroughly renovated property is protected for several years by modern equipment and manufacturers' warranties. However, as a hostelry grows older, maintenance expenses escalate. A well-organized preventive maintenance system often helps delay deterioration, but most facilities face higher property operations and maintenance costs each year, regardless of the occupancy trend. The quality of initial construction can also have a direct impact on future maintenance requirements. The use of

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 100
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high-quality building materials and construction methods generally reduces the need for maintenance expenditures over the long term.

Property operations and maintenance is considered an operating expense; as such, it includes only those components that can be expensed, rather than capitalized, under Internal Revenue Service regulations. For example, if a table leg is broken, the repair of that leg is considered an expense and is chargeable to property operations and maintenance. If the table is replaced, it becomes a capital expenditure and does not appear under the property operations and maintenance category. Appraisers account for capital replacement of items such as furniture and equipment in the reserve for replacement account, which is discussed later in this section. Property operations and maintenance costs are relatively fixed, and are projected as follows.

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Table 10-17 Forecast of Property Operations and Maintenance Expense
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                                      Stabilized        1998        1999        2000        2001
--------------------------------------------------------------------------------------------------
Total Property Oper. & Maint. Expense  $     190   $     197   $     204   $     211   $     218
Percentage of Total Revenue                  2.9%        2.9%        2.9%        2.9%        2.9%
Amount per Available Room              $   1,190   $   1,232   $   1,275   $   1,319   $   1,365
Amount per Occupied Room               $    4.07   $    4.22   $    4.37   $    4.52   $    4.68

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Energy Expense

The energy consumption of a lodging facility takes several forms, including water and space heating, air conditioning, lighting, cooking fuel, and other miscellaneous power requirements. The most common sources of hotel energy are electricity, natural gas, fuel oil, and steam. This category also includes the cost of water service.

Total energy cost depends on the source and quantity of fuel used. Electricity tends to be the most expensive source, followed by oil and gas. Although all hotels consume a sizable amount of electricity, many properties supplement their energy requirements with less expensive sources, such as gas and oil, for heating and cooking.

A large portion of a hostelry's energy consumption is relatively fixed. Restaurants, kitchens, public areas, and corridors must be continually lighted and climate-controlled, regardless of occupancy. The energy cost of an additional occupied room (i.e., a few hours of light, television, heat, or air conditioning) is minimal. The following table presents our forecast of the subject property's energy expense.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 101
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Table 10-17 Forecast of Energy Expense
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                          Stabilized      1998      1999      2000      2001
--------------------------------------------------------------------------------
Total Energy Expense         $   241   $   250   $   258   $   267   $   277
Percentage of Total Revenue      3.7%      3.7%      3.7%      3.7%      3.7%
Amount per Available Room    $ 1,508   $ 1,561   $ 1,615   $ 1,672   $ 1,730
Amount per Occupied Room     $  5.16   $  5.34   $  5.53   $  5.73   $  5.93

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Property Taxes

The estimate of property taxes was detailed in a previous section of this report. The following table summarizes these projections.

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Table 10-18 Forecast of Property Taxes
--------------------------------------------------------------------------------

                            Stabilized      1998      1999      2000      2001
--------------------------------------------------------------------------------
Forecast Property Taxes           $314      $325      $336      $348      $360
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Insurance Expense

The insurance expense category consists of the cost of insuring the hotel and its contents against damage or destruction by fire, weather, sprinkler leakage, boiler explosion, plate glass breakage, and so forth. It does not include liability coverage, which is a component of administrative and general expense.

Insurance rates are based on many factors, including building design and construction, fire detection and extinguishing equipment, fire district, distance from the firehouse, and the area's fire experience. Insurance expenses do not vary with occupancy.

Based on historical levels, we project the subject property's insurance expense at approximately $99,000 in 1997 (the first projection period). In subsequent years, this amount is assumed to increase in tandem with inflation. The following table outlines our projection of insurance expense.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 102
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Table 10-20 Forecast of Insurance Expense
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                          Stabilized      1998      1999      2000      2001
--------------------------------------------------------------------------------
Forecast Insurance Expense       $99      $102      $106      $109      $113

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Reserve for Replacement

Furniture, fixtures, and equipment are essential to the operation of a lodging facility, and their quality often influences a property's class. This category includes all non-real estate items that are capitalized, rather than expensed. The furniture, fixtures, and equipment of a hotel are exposed to heavy use and must be replaced at regular intervals. The useful life of these items is determined by their quality, durability, and the amount of guest traffic and use.

Periodic replacement of furniture, fixtures, and equipment is essential to maintain the quality, image, and income-producing potential of a lodging facility. Because capitalized expenditures are not included in the operating statement but nevertheless affect an owner's cash flow, an appraisal should reflect these expenses in the form of an appropriate reserve for replacement.

Our industry experience indicates that a reserve for replacement of 3% to 5% of total revenue is generally sufficient to provide for the timely replacement of furniture, fixtures, and equipment. Because the reserve for replacement is based on a percentage of total revenue, it has no fixed component.

Based on an analysis of comparable lodging facilities, we believe that a reserve for replacement of 4% of total revenue is sufficient to provide for the periodic replacement of the subject property's furniture, fixtures, and equipment. This amount is consistent with the reserve account contributions currently made by the hotel. The following table summarizes the projected reserve for replacement.

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Table 10-21 Forecast of Reserve for Replacement
--------------------------------------------------------------------------------

                               Stabilized   1998      1999      2000      2001
--------------------------------------------------------------------------------
Reserve for Replacement Expense  $ 264     $ 273     $ 283     $ 293     $ 303

--------------------------------------------------------------------------------

In addition to the previously estimated fixed expenses, the subject hotel and office component incurs an annual cost of $342,258 to maintain the lobby. The remaining $18,911 in cost is prorated and invoiced to the retail tenants in the lobby of the hotel. For the purposes of this analysis, we included this

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Embassy Suites Palm Beach Gardens             Income Capitalization Approach 103
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annual cost of $342,258, rounded to $342,000, in the hotel operation, as the lobby is located in the hotel and the parking garage is attached to the hotel.

Also, the hotel leases 160 minibars at $20,000 per year. We expect this annual cost to continue, unless the hotel elects to purchase minibars at some future date.

OFFICE COMPONENT - Potential Gross Income

The employed valuation method requires an estimate of potential gross income. Our estimate of potential gross income was based on our estimate of market (economic) rent. To estimate market rent for the subject, we considered existing contract rents, as well as rents being obtained by similar office buildings located along PGA Boulevard in Palm Beach Gardens.

Contract Rent - Office

The office component of the subject is currently 77.5% occupied by 18 tenants. We were provided with a rent roll, which is summarized in the following table.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 104
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Table 10-22 Current Rent Roll
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                                                 Net Rentable                              Annual          Rent
   Suite             Office Tenants                (Sq Ft)           Lease Expires          Rent         Per Sq Ft
   -----             --------------                -------           -------------          ----         ---------
    100     Admiralty Bank                          4,556             31-Oct-98        $  153,358       $     19.34
    101     Admirals Room(Part of Old Boston Rest)  1,007                                       0              0.00
    102     Tom Silverman                           1,685             28-Feb-97            35,183             20.88
    200     Admiralty Bank (See Above)              3,374             31-Oct-98                 0              0.00
    201     Jack Schramm Cox                        1,039             30-Nov-97            19,502             18.77
    202     Raymar Recoveries                         547             28-Feb-98            10,559             19.30
    203     Aonrisk Services, Inc. of Florida       2,493             30-Apr-00            48,170             19.32
    301     Performance Training Sys, Inc.            883             28-Feb-98            17,046             19.30
    303     Cameron Investments, Inc.               1,044             30-Nov-97            19,836             19.00
    302     Gateway USA                             2,918                                       0              0.00
    305     Christopher Kent & Assoc. Inc.          1,098             28-Feb-98            21,197             19.31
    306     Ocurest Laboratories, Inc.              1,276             30-Jun-97            25,737             20.17
    307     Gateway USA                             1,007                                       0              0.00
    400     Moore & Ellrich, PA                     4,930             31-Oct-97           119,230             24.18
    401     The Lancaster Group, Inc.               1,264             30-Apr-97            24,016             19.00
    402     Vacant                                  1,841                                       0              0.00
    500     Vacant                                  2,547                                       0              0.00
    501     William R. Hough and Company            3,105             14-Feb-99            55,890             18.00
    502     Vacant                                  1,453                                       0              0.00
    503     Vacant                                  1,121                                       0              0.00
    600     Loomis, Sayles & Company, Inc.          2,924             30-Nov-97            69,822             23.88
    601     Vacant                                  2,281                                       0              0.00
    602     Firts Data Resources, Inc.              2,864             31-Aug-97            57,280             20.00
    700     (Executive Suites) CEO Corp Services    4,363               Vary
            Common Area                             3,863                                 187,680             22.82
    800     Scott, Royce, Harris, Bryan, Barra      8,234             31-Aug-99           159,178             19.33
    900     MacArthur Foundation                    8,226             31-Jul-99           287,025             17.49
   1000     MacArthur Foundation                    8,182             31-Jul-99                 0              0.00
                                               -----------            ---------
                                                                                                    See Below
            Retail Tenants
            Old Bostons Steak and Seafood          10,360             31-Aug-97           135,000             13.03
            Coastline Building Specialists            870             31-Dec-98            14,400             16.55
            Marana Enterprises                        488             28-Feb-00             4,053              8.31
            Sensations Too, Inc.                    1,710             31-Aug-98            28,800             16.84
            Dolphin Games Inc.                        220             31-Dec-98                 0              0.00
                                               -----------            ---------
                                                                                                      See Below
             25 Garage Spaces                                                               7,500              0.00
                                               -----------                             -----------      -----------
Total Office Space                               80,125
Total Occupied Space                             62,087       77.5%                    $1,310,709       $     21.11
Total Vacancy & Non-Paying Tenants               18,038       22.5%

Total Retail Space                               13,648                                $  182,273       $    13.35
Total Occupied Space                             13,648      100.0%                    -----------
Total Vacancy & Non-Paying Tenants                 0           0.0%
Total Rent                                                                             $1,492,982

--------------------------------------------------------------------------------

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 105
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According to our review of the rent roll, the total annual contract office rent, as of September 1, 1996, was $1,310,709, which equated to a weighted average rental rate of $21.11 per square foot. The subject office tower is leased essentially as a full-service office building with few expense recoveries (common area maintenance charges) due from the tenants. The reported contract rents for all office space ranged from $17.49 to $24.18 per square foot. Although some of these rental rates have not yet been implemented, due to step-up lease provisions, the amounts used were within months of being increased to the indicated rental rates. As a result, we used the higher rental rates for the purposes of our analysis.

Based on our review, eight tenants signed a lease during 1994 and 1995. Each lease was reported to have a lease term between three and five years. For these rental units, ranging in size from 547 to 16,408 square feet, the rental rates ranged from $17.49 to $20.17 per square foot. It is our understanding that most of these tenants renewed their prior lease.

According to our review of the rent roll, the total annual contract retail rent, as of September 1, 1996, was $182,273, which equated to a weighted average rental rate of $13.35 per square foot. The subject retail space is leased net of pro-rated real estate taxes and insurance, as the retail space is separated metered for electricity. The reported contract rent for all retail space ranged from $8.31 to $16.84 per square foot. We used these rental rates for the purposes of our analysis.

Market Rent

Based on a survey prepared by Cushman and Wakefield, for the second quarter of 1996, the average asking rental rate in North Palm Beach County office space was $15.25 per square foot, an increase of $1.54 per square foot since the beginning of 1995, and an increase of $0.10 per square foot since the beginning of 1996. However, during this time, the class A rental rate increased by $0.77 to $18.42 per square foot. Through the second quarter of 1996, the North Palm Beach submarket ended with a 10.4% vacancy rate. This is the second lowest vacancy rate in the county and is 3.8 percentage points lower than the year-end 1995 rate. There has been a large reduction is the amount of sublet space which has been a key factor in the lower vacancy rate.

The North Palm Beach submarket includes Riviera Beach, Palm Beach Gardens, North Palm Beach/Juno and Jupiter/Tequesta. North Palm Beach is bound on the south by Palm Beach Lakes Boulevard, on the north by the Palm Beach/Martin County line, and on the east by the Atlantic Ocean.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 106
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There is approximately 2.3 million square feet of office space in the North Palm Beach submarket. Palm Beach Gardens contains approximately 951,665 square feet, and 52 buildings, of which nine are class A, 42 class B, and only one class C. The economic base of this submarket consists of tourism, construction, and high-tech business.

Leasing activity through the second quarter of 1996 totaled 137,023 square feet which represents a 30% increase over the same period last year. Net absorption through the first half of 1996 was 34,782 square feet, which compares favorably with the 13,136 square feet of absorbed space through the first half of 1995, and 44,350 square feet of absorbed space through year-end 1995.

The only suburban office building under construction in Palm Beach County, which is not a built-to-suit office building, is located in Boca Raton. This is the first multiple-tenant suburban office building constructed in Palm Beach County in several years. The only suburban office structure built in the North Palm Beach market area in recent years contained 80,000 square feet and is occupied by the Wackenhut Corporation. This developed site is the fourth land sale analyzed in the Cost Approach section of this report.

We researched the subject market area to locate and confirm current rental rates from comparable mid-rise office buildings. The rent comparables believed most similar, including the subject are shown in the following table.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 107
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Table 10-23 Summary of Rent Comparables and Subject
--------------------------------------------------------------------------------

  Property Name          Year      Leaseable        Building       Average         Tenant
    & Address           Built  Floor Area (sq.ft.)  Occupancy   Rent Per Sq Ft Responsibility      Parking
----------------------------------------------------------------------------------------------------------------
Admiralty I (Subject)    1989        80,125           77.5%        $ 21.00      Tenant Finish   Included in Rent
4400 PGA Boulevard                                                                                 Covered

First Union Center       1994        49,316           97.8%        $ 19.50      Tenant Finish   Included in Rent
4440 PGA Boulevard                                                                                 Covered

SunTrust Bank Building   1991        48,016           93.8%        $ 20.00      Tenant Finish   Included in Rent
4500 PGA Boulevard                                                                                 Surface

Gardens Plaza            1987        88,150           67.0%        $ 19.00      Tenant Finish   Included in Rent
3300 PGA Boulevard                   ------           ----                                         Surface

    Totals/Average                  265,607           80.7%

--------------------------------------------------------------------------------

Table 10-23 lists the three most competitive office buildings and the subject. Each of these office buildings is a mid-rise building and includes a full-service rental facility. Reported asking rental rates ranged from $19.00 to $21.00 per square foot, with the highest rental rate being the subject. Unlike the compared properties, the subject benefits from excellent vehicular exposure in addition to good access from I-95.

At present, First Data Resources, an office tenant at the subject, is negotiating to expand into Suite 601. The preliminary agreed rental rate is $25.00 per square foot, terminating October 31, 2000, which will be consistent with the extended lease expiration date for Suite 602. The rental rate is comparatively high because of the need for abutting space. The tenant improvements to be paid by the lessor are at $3.00 per square foot for 2,281 square feet. While the tenant is responsible for the remaining tenant improvements estimated by the leasing agent, between $5.00 and $6.00 per square foot. The leasing agent at the First Union Center indicated that the two most recent leases commencing in early and mid-year 1996 were for $19.70 per square foot on a gross lease basis. Both leases were for five years and contained 1,888 and 2,800 square feet. Tenant improvement costs for the smaller and larger suites were $17.00 and $8.00 per square foot, respectively. The higher tenant improvement cost was for a AAA-rated tenant. The leasing agent at the Sun

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 108
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Trust Bank Building indicated that their most recent leases in 1996 were for $20.00 per square foot. These suites contained 1,500 and 1,600 square feet and were for a three-year lease term. The previously improved space was leased in as-is condition. The leasing agent was not at the Gardens Plaza and, as a result, she had no historical rental information available for analysis.

Market Rental Estimates

Although the subject office space is currently being offered at $21.00 per square foot, based on the fact that contract rents of the subject average $21.11 per square foot, we believe that market rent for the subject office space is $21.50, except for vacant space which overlooks a building section rooftop, which we estimated at $19.00 per square foot. These rental rates include a negotiated number of garage parking spaces. Given our discussions with the subject office building leasing agent, and our experience with retail space in hotel lobbies, retail rental rates for the subject hotel lobby space should approximate $15.00 per square foot, net of real estate taxes and insurance. This rental rate recognizes that the retail tenants pay for all janitorial cleaning and all interior maintenance costs. A summary of our market rent calculation is revealed as follows.

================================================================================
Table 10-24 Estimate of Market Rent
--------------------------------------------------------------------------------

                                     NRA      Rent        Annual
                                   (Sq Ft)  Per Sq Ft      Rent
                               ----------------------------------------

 Market Office Rent Estimate        77,725    $21.50    $1,671,088
 Market Office Rent Estimate         2,400     19.00        45,600
 Market Retail Rent Estimate        13,648     15.00       204,720
                               ----------------------------------------
     Total Rent Estimate            93,773    $20.55    $1,921,408

--------------------------------------------------------------------------------

Vacancy and Collection Losses

Typically it is important to consider both vacancy losses and collection, or credit losses. In the stabilized Pro-Forma of the subject, vacancy and collection losses are treated collectively. Historically, based on our discussion with the office building leasing agent, occupancy rates for the subject have been in the vicinity of 85%.

Because real estate is a long-lived asset, and generally held for fairly long (7
- 10 years) terms of ownership, valuation models, whether Traditional (static) Models or Discounted Cash Flow (dynamic) Models, are also long-

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 109
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term in nature. To utilize current (short-term) levels of occupancy in long-term models would tend to overstate vacancy, and hence understate value, as long as there is a perceived long-term recovery (capital appreciation) potential.

A vacancy rate summary of the subject space is revealed as follows.

================================================================================
Table 10-25 Vacancy Summary
--------------------------------------------------------------------------------

                    Square Feet    Percentage
                     -------------------------
Office NRA             80,125        100.00%
Occupied NRA           62,087         77.49
                       ------         -----
Vacant NRA             18,038         22.51

Retail NRA             13,648        100.00
Occupied NRA           13,648        100.00
                       ------        ------
Vacant NRA                  0          0.00

Total NRA              93,773        100.00
Occupied NRA           75,735         80.76
                       ------         -----
Vacant NRA             18,038         19.24%

--------------------------------------------------------------------------------

Based on the previous table, the subject is currently 82.4% occupied, and 77.5% occupied with tenants that pay rent. Gateway USA is currently behind in rental payments and it is our understanding from the leasing agent that they are not expected to remain at the subject. Although the subject's occupancy rate of 77.5% compares favorably with the overall occupancy rate of the compared office buildings, including the subject at 80.7%, these occupancy rates are comparatively lower than the overall North Palm Beach sub-market occupancy rate of 89.6%.

The three rent comparables reported occupancy rates ranging from 67.0% to 97.8%, with the two buildings located near the subject and I-95 ranging from 93.8% to 97.8%. The subject is a multiple-tenant office building that can realize varying degrees of occupancy, depending on the number of tenants, the size of their space, and the terms of their leases. We believe that this occupancy rate should increase in the future as we believe that there is sufficient demand for office space in the North Palm Beach sub-market, as indicated by two of the three rent comparables and the Cushman & Wakefield office survey.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 110
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To estimate vacancy and collection losses for the office component we considered typical lease terms, renewal probabilities, and anticipated vacancy at expiration of leases. To estimate these factors we considered the typical leases being negotiated in the subject neighborhood. We estimated that the typical lease term for office space was 3 years. We estimated that the typical office suite would require 6 months to re-lease. The total term of analysis was 42 months for the office. This estimate assumes market rents. We estimated that the typical renewal probability for the subject office space would be 50%. This estimate resulted in a vacancy factor of 7.14% ( 6 mos/42mos x 50%) for the subject. To estimate collection loss, we considered the history of the subject and information obtained from several leasing agents active in the market area. As previously noted, collection loss is currently occurring at the subject. Therefore, we estimated collection loss at approximately 3.0% for the office and retail space. This results in a combined vacancy and collection loss for the subject space of 10.0%.

As the subject is below market occupancy levels, an estimate of absorption is necessary. Based on prevailing market conditions, we believe that is reasonable to project absorption of 8,661 (80,125 + 13,648 = 93,773 x 90% = 84,396 - 75,735
= 8,661) square feet of space over a one year period. Consequently, we believe that the subject should be capable of attaining a 90% stabilized occupancy rate within one year.

Other Income

The Other Income category for the subject includes miscellaneous income from garage parking and expense recoveries. This estimate is consistent with the most recent trailing 12-month operating statement of the subject through August 31, 1996, which totaled $33,706. However, because our rental rate estimate includes some free parking, we estimated this income source at $30,000.

Effective Gross Income

In the Stabilized Pro-Forma shown in Table 10-27 this report, our combined estimate of rental income and other income was $1,951,400 ($1,921,400 + $30,000). After deducting for vacancy and collection loss our Effective Gross Income estimate for the subject office and retail space is $1,756,300 ($1,951,400 x 90%).

Operating Expenses - Office Complex

We were provided with a 12-month operating statement ending August 31, 1996, and a calendar year 1996 statement, including eight months of actual and four months of projected income and expenses. This information is summarized in the following table.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 111
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Table 10-26 Subject Historicals  - Office Complex
--------------------------------------------------------------------------------

                                                                                               8 Mos Actual & 4 Mos Budget
                                            Trailing 12 Months Ending August 31, 1996               Ending Dec 31, 1996
                                            -------------------------------------------- ------------------------------------------
                                               Square Feet of NRA              80,125    Square Feet of NRA                80,125
                                               Avg. Rent / Sq. Ft.             $16.69    Avg. Rent / Sq. Ft.               $17.22
                                               Total Exp. Per Sq. Ft.           $6.76    Total Exp. Per Sq. Ft.             $7.20
                                               Expenses as % of EGI             39.5%    Expenses as % of EGI               40.9%

                                                  Amount           Ratio    Per Sq. Ft.      Amount             Ratio  Per Sq. Ft.
                                           ----------------------------------------------------------------------------------------
INCOME
     Rental                                   $ 1,337,141           97.5%     $ 16.69    $  1,379,366            97.8%    $ 17.22
     Recovery of Expenses                          17,278            1.3         0.22          17,488             1.2        0.22
     Interest Income                               16,428            1.2         0.21          13,074             0.9        0.16
                                                   ------            ---         ----          ------             ---        ----
TOTAL INCOME                                    1,370,847          100.0        17.11       1,409,928           100.0       17.60

VARIABLE EXPENSES
     Management (includes Leasing Costs)           47,082            3.4         0.59          46,449             3.3        0.58
     Administrative & General                      31,849            2.3         0.40          36,977             2.6        0.46
     Repairs & Maintenance                         53,167            3.9         0.66          63,939             4.5        0.80
     Contract Services                             56,110            4.1         0.70          54,879             3.9        0.68
     Wages & Employee Benefits                     78,532            5.7         0.98          85,802             6.1        1.07
     Security                                      26,849            2.0         0.34          28,323             2.0        0.35
     Tenant Alterations & Capital Expenditures     19,182            1.4         0.24          18,669             1.3        0.23
     Utilities                                    145,646           10.6         1.82         165,273            11.7        2.06
     Miscellaneous Operating                       17,340            1.3         0.22          20,212             1.4        0.25
                                                   ------            ---         ----          ------             ---        ----
TOTAL VARIABLE EXPENSES                           475,757           34.7         5.94         520,523            36.9        6.50

FIXED EXPENSES
     Property Taxes                                     0            0.0         0.00               0             0.0        0.00
     Insurance                                     66,252            4.8         0.83          56,459             4.0        0.70
                                                   ------                                      ------
TOTAL FIXED EXPENSES                               66,252            4.8         0.83          56,459             4.0        0.70

TOTAL EXPENSES                                    542,009           39.5         6.76         576,982            40.9        7.20

NET OPERATING INCOME                          $   828,838           60.5%     $ 10.34    $    832,946            59.1%    $ 10.40

--------------------------------------------------------------------------------

Based on our survey of mid-rise office buildings, expenses ranged from $6.13 to $8.49 per square foot of net rentable area, including real estate taxes, averaging $7.05 per square foot. Most of these expenses did not include a parking garage. The historic subject office tower expenses, excluding real estate taxes, ranged from $6.76 to $7.20 per square foot. Since the property assessment of the subject did not provide a breakdown between the office, hotel and parking garage, for the purposes of this assignment we did not allocate a tax burden to the subject office component. Based on the most recent negotiated leases at the subject, any increase in expenses in excess of the base year amount of $8.13 per square foot is pro-rated and passed through to the tenants.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 112
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OFFICE COMPONENT - Variable Expenses

Variable expenses include those expenses that vary with occupancy or rent levels. In this instance, they include each of the expense line items, except for real estate taxes and insurance.

Management & Leasing

Management and leasing was estimated at 4.0% of effective gross income, or $70,300, which is the market related percentage for this expense. This expense is associated with the continual leasing and management of the subject office building and retail space.

Administrative and General

This expense category accounts for management and related expenses such as legal and accounting fees, and office supplies. It was estimated at $0.45 per square foot for the combined office and retail space, or $42,200. This estimate is consistent with the most recent administrative and general expenses at the subject, which ranged from $0.40 to $0.46 per square foot.

Repairs and Maintenance

This expense category includes supplies, electrical, HVAC, and plumbing repairs. We estimated this expense at $0.65 per square foot for both the retail and office space, or $61,000. This estimate is somewhat lower than the historical expenses at the subject, which ranged from $0.66 to $0.80 per square foot, given our estimate of a Reserve for Replacement of $0.25 per square foot.

Contract Services

All janitorial costs of the subject office space is the responsibility of the landlord, while the janitorial costs for the subject retail space is the responsibility of the tenants. Therefore, we estimated this cost at $0.70 per square foot for the office space, or $56,100. This is consistent with the historical costs ranging from $0.68 to $0.70 per square foot.

Security

This expense category was estimated at $0.35 per square foot for the office space, or $28,000. This estimate is consistent with historical expenses, which ranged from $0.34 to $0.35 per square foot.

Tenant Alterations

This expense is for tenant improvements which are paid for by the landlord. We estimated this expense at $0.25 per square foot of office space, or $20,000. This estimate is consistent with historical expenses, which ranged from $0.23 to $0.24 per square foot.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 113
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Utilities

These charges include costs for water, sewer, electricity, and garbage collection. This expense was estimated at $2.10 per square foot for the office space, or $168,300. This expense is somewhat higher than the historical expenses of the subject, which ranged from $1.82 to $2.06 per square foot, because of historically increasing utility costs.

Miscellaneous Expenses

This cost covers those expenses which are not included in the other expense categories. We estimated this expense at $0.25 per square foot of both office and retail space, or $23,400. This estimate is consistent with historical miscellaneous expenses that ranged from $0.22 to $0.25 per square foot.

Reserve for Replacement

This expense category is an annual provision for the eventual replacement of components representing capital expenditures which will be required before the end of the economic life of the improvements. The reserves are calculated based on the replacement cost of the items. We estimated reserves for replacement at $0.25 per square foot for both the office and retail space, or $23,400.

Total Variable Expenses

The sum of the variable expenses discussed previously was $492,700, which equates to 28.1% of Effective Gross Income, or $6.15 per square foot of office space. We did not include a wages and employee expense for the subject, as this is not a typical office expense for the operation of an office building.

Total Fixed Expenses - Office Component

Fixed expenses include those expenses that do not typically vary with occupancy or rent levels. In this instance they include Real Estate Taxes and Insurance.

Real Estate Taxes

As discussed previously in this report, we were unable to extract the tax burden associated with the office building from the hotel. Therefore, this expense was included with the hotel, which was analyzed earlier in this report.

Insurance

Insurance for the office building was estimated at $0.80 per square foot of office space, or approximately $64,100. This expense estimate is consistent with historical insurance costs which ranged from $0.70 to $0.83 per square foot.

Total Fixed Expenses

The sum of the fixed expenses analyzed previously is $64,100, which equates to 3.6% of Effective Gross Income, or $0.80 per square foot.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 114
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Total Expenses - Office Component

The total Variable and Fixed expenses were estimated at $556,800, which equates to $6.95 per square foot of office space, or 31.7% of Effective Gross Income.

Stabilized  Pro-Forma  Office Component

The results of our estimates of income and expenses for the office tower are presented in the following Stabilized Pro-Forma.

================================================================================
Table 10-27 Stabilized ProForma
--------------------------------------------------------------------------------

                                                    Stabilized        Percentage of   Per Square
                                                Income & Expenses      Total Income  Foot Indicators
                                      --------------------------------------------------------------
RENTAL INCOME
     Market Rent (Office Space)                      $1,716,700             88.0%       $21.43
     Market Rent (Retail Space)                         204,700             10.5         15.00
     Other Income                                        30,000              1.5          0.37
                                                         ------              ---          ----
TOTAL RENTAL INCOME                                   1,951,400            100.0         20.87
     Less: Vacancy & Collection Loss (10.0 %)           195,100             10.0          2.09
                                                        -------             ----          ----
EFFECTIVE GROSS INCOME                                1,756,300             90.0         18.78

VARIABLE EXPENSES
  Management & Leasing (4% of EGI)                       70,300              4.0          0.75
  Administrative & General                               42,200              2.4          0.45
  Repairs & Maintenance                                  61,000              3.5          0.65
  Contract Services                                      56,100              3.2          0.70
  Security                                               28,000              1.6          0.35
  Tenant Alterations                                     20,000              1.1          0.25
  Utilities                                             168,300              9.6          2.10
  Miscellaneous Expenses                                 23,400              1.3          0.25
  Replacement Reserves                                   23,400              1.3          0.25
                                                         ------              ---          ----
TOTAL VARIABLE EXPENSES                                 492,700             28.1          6.15

FIXED EXPENSES
  Real Estate Taxes                                           0              0.0          0.00
  Insurance                                              64,100              3.6          0.80
                                                         ------              ---          ----
TOTAL FIXED EXPENSES                                     64,100              3.6          0.80

TOTAL EXPENSES                                          556,800             31.7          6.95

NET OPERATING INCOME                                 $1,199,500             68.3%       $14.97

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HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 115
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Present Worth of Rent Loss & Costs of Occupancy

We estimated the present worth of rent loss and costs of occupancy prior to stabilization for the subject The rent loss calculation included lost rent during the lease-up period, while the costs associated with the lease-up include the cost of tenant improvements for shell space totaling 1,453 square feet, and the costs associated with leasing commissions for 8,661 square feet to a 90.0% occupancy level. The present worth of rent loss and costs of occupancy must later be deducted from our fee simple value estimate.

Our rent loss and costs of occupancy calculations, using a risk adjusted safe rate of 6.0%, are summarized as follows.

================================================================================
Table 10-28 Rent Loss & Costs of Occupancy
--------------------------------------------------------------------------------

Total Rent Loss and Costs Associated with Lease-up for Subject to Stabilization

    Potential Gross Income (100%)              $   1,951,400
    Actual Vacancy at Time of Valuation              458,418  (Actual)

    Effective Gross Income                         1,492,982
    Stabilized Expenses                              556,800 (Stabilized)

    NOI at Time of Valuation                         936,182

    Proforma NOI at 90% Occupancy                  1,199,500 (Stabilized)
    Less NOI at Time of Valuation                    936,182

    Difference                                       263,318
    Divided by Lease-up Period                             1
    Average Annual Rent Loss                         263,318            P.W. of $1      P.W.
                                                                           @ 6%          of
    Rent Loss During Lease-up                                           Safe Rate     Rent Loss
                                                                        ----------    ---------
    Year One                                         263,318     X      0.94339623    $248,413

    Total Rent Loss During Lease-up                  263,318                          $248,413

    Costs Associated with Lease-up
    Tenant Improvements (retro-fit)                    1,453     X          $15.00 =   $21,795
    Leasing Commissions ( 1 Yr @ 4%)                   8,661     X           $0.86 =     7,448
    Total Cost of Tenant Improvements & Lease-up                                       $29,243

Total Rent Loss and Costs Associated with Lease-up for Subject to Stabilization       $277,657

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HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 116
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Valuation of Leasehold Interest

A leasehold interest is normally created when the existing leases are below market rents, and the landlord realizes a loss due to those below-market rents. A negative leasehold interest results when the leasehold interest favors the landlord rather than the tenant. In other words, the landlord is anticipated to realize a premium due to above-market rents.

We calculated the present worth of the Leasehold Interest for the leases, based on the difference between contract rent and market rent, until lease termination. The resulting leasehold difference was discounted to present worth at the selected safe rate of 6.0% for below market lease rates and at a 13.5% for above market lease rates. The valuation of leasehold interest must later be deducted from our fee simple value estimate.

A summary of our leasehold interest calculations, resulting in a positive leasehold interest value, is as follows.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 117
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Table 10-29 Valuation of Leasehold  l
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                                        Lease          Market     Lease  Leasehold       Monthly     NRA       Monthly    Annuity
                    Tenant              Ends    Months  Rent      Rent  Margin / Sq Ft  Leasehold  (Sq Ft)     Margin     Factor
---------------------------------------------------------------------------------------------------------------------------- ------
Admiralty Bank                        31-Oct-98   24   $21.50  - $19.34 =  $2.16 /  12  =  $0.18  X   4,556  =    $820 X  22.562866
Admirals Room(Part of Old Boston Rest)                   0.00  -   0.00 =   0.00 /  12  =   0.00  X   1,007  =       0 X   0.000000
Tom Silverman                         28-Feb-97   3     21.50  -  20.88 =   0.62 /  12  =   0.05  X   1,685  =      87 X   2.970248
Admiralty Bank (See Above)            31-Oct-98   24    21.50  -   0.00 =  21.50 /  12  =   1.79  X   3,374  =   6,045 X  22.562866
Jack Schramm Cox                      30-Nov-97   13    21.50  -  18.77 =   2.73 /  12  =   0.23  X   1,039  =     236 X  12.556151
Raymar Recoveries                     28-Feb-98   16    21.50  -  19.30 =   2.20 /  12  =   0.18  X     547  =     100 X  15.339925
Aonrisk Services, Inc. of Florida     30-Apr-00   42    21.50  -  19.32 =   2.18 /  12  =   0.18  X   2,493  =     452 X  37.798300
Performance Training Sys, Inc.        28-Feb-98   16    21.50  -  19.30 =   2.20 /  12  =   0.18  X     883  =     162 X  15.339925
Cameron Investments, Inc.             30-Nov-97   13    21.50  -  19.00 =   2.50 /  12  =   0.21  X   1,044  =     218 X  12.556151
Gateway USA                                       0      0.00  -   0.00 =   0.00 /  12  =   0.00  X   2,918  =       0 X   0.000000
Christopher Kent & Assoc. Inc.        28-Feb-98   16    21.50  -  19.31 =   2.19 /  12  =   0.18  X   1,098  =     201 X  15.339925
Ocurest Laboratories, Inc.            30-Jun-97   8     21.50  -  20.17 =   1.33 /  12  =   0.11  X   1,276  =     141 X   7.822959
Gateway USA                                       0      0.00  -   0.00 =   0.00 /  12  =   0.00  X   1,007  =       0 X   0.000000
Moore & Ellrich, PA                   31-Oct-97   12    21.50  -  24.18 =  -2.68 /  12  =  -0.22  X   4,930  =  (1,103)X  11.196042
The Lancaster Group, Inc.             30-Apr-97   6     21.50  -  19.00 =   2.50 /  12  =   0.21  X   1,264  =     263 X   5.896384
Vacant                                            0      0.00  -   0.00 =   0.00 /  12  =   0.00  X   1,841  =       0 X   0.000000
Vacant                                            0      0.00  -   0.00 =   0.00 /  12  =   0.00  X   2,547  =       0 X   0.000000
William R. Hough and Company          14-Feb-99   27    21.50  -  18.00 =   3.50 /  12  =   0.29  X   3,105  =     906 X  25.198028
Vacant                                            0      0.00  -   0.00 =   0.00 /  12  =   0.00  X   1,453  =       0 X   0.000000
Vacant                                            0      0.00  -   0.00 =   0.00 /  12  =   0.00  X   1,121  =       0 X   0.000000
Loomis, Sayles & Company, Inc.        30-Nov-97   13    21.50  -  23.88 =  -2.38 /  12  =  -0.20  X   2,924  =    (580)X  12.065335
Vacant                                            0      0.00  -   0.00 =   0.00 /  12  =   0.00  X   2,281  =       0 X   0.000000
Firts Data Resources, Inc.            31-Aug-97   10    21.50  -  20.00 =   1.50 /  12  =   0.13  X   2,864  =     358 X   9.730412
(Executive Suites) CEO Corp Services    Vary      0            -        =   0.00 /  12  =   0.00  X   4,363  =       0 X   0.000000
Common Area                                       0     22.82  -  22.82 =   0.00 /  12  =   0.00  X   3,863  =       1 X   0.000000
Scott, Royce, Harris, Bryan, Barra    31-Aug-99   34    21.50  -  19.33 =   2.17 /  12  =   0.18  X   8,234  =   1,488 X  31.195548
MacArthur Foundation                  31-Jul-99   33    21.50  -  17.49 =   4.01 /  12  =   0.33  X   8,226  =   2,747 X  30.351526
MacArthur Foundation                  31-Jul-99   33    21.50  -  17.49 =   4.01 /  12  =   0.33  X   8,182      2,732 X  30.351526

       Retail Tenants
Old Bostons Steak and Seafood         31-Aug-97   10    15.00     13.03 =   1.97 /  12  =   0.16  X  10,360  =   1,700 X   9.730412
Coastline Building Specialists        31-Dec-98   26    15.00     16.55 =  -1.55 /  12  =  -0.13  X     870  =    (112)X  22.553636
Marana Enterprises                    28-Feb-00   40    15.00      8.31 =   6.69 /  12  =   0.56  X     488  =     272 X  36.172228
Sensations Too, Inc.                  31-Aug-98   22    15.00     16.84 =  -1.84 /  12  =  -0.15  X   1,710  =    (263)X  19.481486
Dolphin Games Inc.                    31-Dec-98   26    15.00      0.00 =  15.00 /  12  =   1.25  X     220  =     275 X  24.324018

                                         Present
                    Tenant                Worth
------------------------------------------------
Admiralty Bank                         = $18,512
Admirals Room(Part of Old Boston Rest) =       0
Tom Silverman                          =     259
Admiralty Bank (See Above)             = 136,394
Jack Schramm Cox                       =   2,968
Raymar Recoveries                      =   1,536
Aonrisk Services, Inc. of Florida      =  17,102
Performance Training Sys, Inc.         =   2,478
Cameron Investments, Inc.              =   2,731
Gateway USA                            =       0
Christopher Kent & Assoc. Inc.         =   3,081
Ocurest Laboratories, Inc.             =   1,106
Gateway USA                            =       0
Moore & Ellrich, PA                    = (12,348)
The Lancaster Group, Inc.              =   1,553
Vacant                                 =       0
Vacant                                 =       0
William R. Hough and Company           =  22,820
Vacant                                 =       0
Vacant                                 =       0
Loomis, Sayles & Company, Inc.         =  (6,994)
Vacant                                 =       0
Firts Data Resources, Inc.             =   3,483
(Executive Suites) CEO Corp Services   =       0
Common Area                            =       0
Scott, Royce, Harris, Bryan, Barra     =  46,411
MacArthur Foundation                   =  83,370
MacArthur Foundation                   =  82,924

       Retail Tenants                  =  16,542
Old Bostons Steak and Seafood          =  (2,537)
Coastline Building Specialists         =   9,848
Marana Enterprises                     =  (5,114)
Sensations Too, Inc.                   =   6,689
Dolphin Games Inc.                      --------

                  Total Leasehold       $432,813
                                        --------
                                  SAY   $433,000
                                        --------

--------------------------------------------------------------------------------

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 118
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============

Summary of Projections

Based on the preceding analysis of the subject hotel and office building, we have formulated a forecast of income and expenses. The table on the following page presents a detailed forecast through the stabilized year, including amounts per available room (PAR) and per occupied room (POR). For the purpose of comparison, this table also presents the subject property's most recent full year of operating history. The second table illustrates our ten-year forecast of income and expense in less detail. The forecasts pertain to Calendar operating years beginning January 1, 1997, and are expressed in inflated dollars for each year.

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 119
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============

================================================================================
Table 10-30 Detailed Forecast of Income and Expense through the Stabilized Year and Most Recent Operating History, Embassy Suites Palm Beach Gardens, Palm Beach Gardens, Florida
--------------------------------------------------------------------------------

                         Historical Operating Results
                     -------------------------------------
Calendar Years Ending:   1996                               Stabilized                              1998
Number of Rooms:          160                                      160                               160
Occupancy:              77.3%                                    80.0%                             80.0%
Average Rate:          $96.73                                  $100.12                           $103.62
Days Open:                366                                      365                               365
Occupied Rooms:        45,278  %Gross        PAR      POR       46,720  %Gross      PAR    POR    46,720  %Gross       PAR   POR
-----------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms               $4,354    94.0%   $27,213      $96.16    $4,677   70.8%  $29,231   $100.11 $4,841    70.8%  $30,256  $103.62
   Food                    43     0.9        269        0.95        45    0.7       281      0.96     47     0.7       294     1.01
   Telephone               79     1.7        494        1.74        84    1.3       525      1.80     87     1.3       544     1.86
   Restaurant Rental      115     2.5        719        2.54         0    0.0         0      0.00      0     0.0         0     0.00
   Office Rental            0     0.0          0        0.00     1,756   26.6    10,975     37.59  1,817    26.6    11,359    38.90
   Other Income            39     0.8        244        0.86        41    0.6       256      0.88     42     0.6       263     0.90
     Total Revenues     4,630    99.9     28,938      102.26     6,603  100.0    41,269    141.33  6,834   100.0    42,715   146.29
-----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
   Rooms                  738    16.9      4,613       16.30     1,068   22.8     6,675     22.86  1,105    22.8     6,906    23.65
   Food & Beverage         29    67.4        181        0.64        30   66.7       188      0.64     31    66.0       194     0.66
   Office Expenses          0     0.0          0        0.00       557   31.7     3,481     11.92    576    31.7     3,603    12.34
     Total Dept.
       Expenses           767    16.6      4,794       16.94     1,655   25.1    10,344     35.42  1,712    25.1    10,703    36.65
-----------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME     3,863    83.3     24,144       85.32     4,948   74.9    30,925    105.91  5,122    74.9    32,012   109.63
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative &
     General              418     9.0      2,613        9.23       511    7.7     3,194     10.94    529     7.7     3,306    11.32
   Management Fee         140     3.0        875        3.09       198    3.0     1,238      4.24    205     3.0     1,281     4.39
   Marketing              170     3.7      1,063        3.75       241    3.6     1,506      5.16    250     3.7     1,563     5.35
   Franchise Fees         283     6.1      1,769        6.25       351    5.3     2,194      7.51    363     5.3     2,269     7.77
   Property Oper. &
     Maint.               186     4.0      1,163        4.11       190    2.9     1,188      4.07    197     2.9     1,231     4.22
   Energy                 233     5.0      1,456        5.15       241    3.6     1,506      5.16    250     3.7     1,563     5.35
   Hospitality
     Department           286     6.2      1,788        6.32         0    0.0         0      0.00      0     0.0         0     0.00
     Total Operating
       Expenses         1,716    37.0     10,725       37.90     1,732   26.1    10,825     37.07  1,794    26.3    11,213    38.40
-----------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT            2,147    46.3     13,419       47.42     3,216   48.8    20,100     68.84  3,328    48.6    20,800    71.23
-----------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes         196     4.2      1,225        4.33       314    4.8     1,963      6.72    325     4.8     2,031     6.96
   Insurance               75     1.6        469        1.66        99    1.5       619      2.12    102     1.5       638     2.18
   Reserve for
     Replacement          188     4.1      1,175        4.15       264    4.0     1,650      5.65    273     4.0     1,706     5.84
  Common Area             183     4.0      1,144        4.04       342    5.2     2,138      7.32    354     5.2     2,213     7.58
  Rent                     20     0.4        125        0.44        20    0.3       125      0.43     20     0.3       125     0.43
      Total               662    14.3      4,138       14.62     1,039   15.8     6,494     22.24  1,074    15.8     6,712    22.99
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME             $1,485    32.0      9,281      $32.80    $2,177   33.0   $13,606    $46.60 $2,254    32.8   $14,087   $48.24
===================================================================================================================================


Calendar Years Ending:    1999                               2000                               2001
Number of Rooms:           160                                160                                160
Occupancy:               80.0%                              80.0%                              80.0%
Average Rate:          $107.25                            $111.00                            $114.88
Days Open:                 365                                365                                365
Occupied Rooms:         46,720   %Gross       PAR   POR    46,720  %Gross       PAR    POR    46,720  %Gross         PAR   POR
---------------------------------------------------------------------------------------------------------------------------------
REVENUE
   Rooms                $5,011     70.8%  $31,319  $107.26 $5,186   70.8%   $32,413   $111.00  5,367     70.8%   $33,544  $114.88
   Food                     48      0.7       300     1.03     50    0.7        313      1.07     52      0.7        325     1.11
   Telephone                90      1.3       563     1.93     93    1.3        581      1.99     97      1.3        606     2.08
   Restaurant Rental         0      0.0         0     0.00      0    0.0          0      0.00      0      0.0          0     0.00
   Office Rental         1,881     26.6    11,757    40.26  1,947   26.6     12,168     41.67  2,015     26.6     12,594    43.13
   Other Income             44      0.6       275     0.94     45    0.6        281      0.96     47      0.6        294     1.01
     Total Revenues      7,074    100.0    44,213   151.41  7,321  100.0     45,756    156.70  7,578    100.0     47,363   162.20
---------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES*
   Rooms                 1,144     22.8     7,150    24.49  1,184   22.8      7,400     25.34  1,225     22.8      7,656    26.22
   Food & Beverage          32     66.7       200     0.68     33   66.0        206      0.71     35     67.3        219     0.75
   Office Expenses         597     31.7     3,729    12.77    618   31.7      3,860     13.22    639     31.7      3,995    13.68
     Total Dept.
       Expenses          1,773     25.1    11,079    37.94  1,835   25.1     11,466     39.27  1,899     25.1     11,870    40.65
---------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME      5,301     74.9    33,134   113.47  5,486   74.9     34,290    117.43  5,679     74.9     35,493   121.55
---------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Administrative &
     General               547      7.7     3,419    11.71    566    7.7      3,538     12.11    586      7.7      3,663    12.54
   Management Fee          212      3.0     1,325     4.54    220    3.0      1,375      4.71    227      3.0      1,419     4.86
   Marketing               259      3.7     1,619     5.54    268    3.7      1,675      5.74    277      3.7      1,731     5.93
   Franchise Fees          376      5.3     2,350     8.05    389    5.3      2,431      8.33    403      5.3      2,519     8.63
   Property Oper. &
     Maint.                204      2.9     1,275     4.37    211    2.9      1,319      4.52    218      2.9      1,363     4.67
   Energy                  258      3.6     1,613     5.52    267    3.6      1,669      5.71    277      3.7      1,731     5.93
   Hospitality
     Department              0      0.0         0     0.00      0    0.0          0      0.00      0      0.0          0     0.00
     Total Operating
       Expenses          1,856     26.2    11,600    39.73  1,921   26.2     12,006     41.12  1,988     26.3     12,425    42.55
---------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT             3,445     48.7    21,534    73.75  3,565   48.7     22,283     76.31  3,691     48.6     23,068    79.00
---------------------------------------------------------------------------------------------------------------------------------
FIXED EXPENSES
   Property Taxes          336      4.8     2,102     7.20    348    4.8      2,176      7.45    360      4.8      2,252     7.71
   Insurance               106      1.5       663     2.27    109    1.5        681      2.33    113      1.5        706     2.42
   Reserve for
     Replacement           283      4.0     1,769     6.06    293    4.0      1,831      6.27    303      4.0      1,894     6.49
  Common Area              366      5.2     2,288     7.83    379    5.2      2,369      8.11    392      5.2      2,450     8.39
  Rent                      21      0.3       131     0.45     22    0.3        138      0.47     23      0.3        144     0.49
      Total              1,112     15.8     6,952    23.81  1,151   15.8      7,195     24.64  1,191     15.8      7,446    25.50
---------------------------------------------------------------------------------------------------------------------------------
NET INCOME              $2,333     32.9   $14,581   $49.94 $2,414   32.9    $15,089    $51.67 $2,500     32.8    $15,622   $53.50
=================================================================================================================================

--------------------------------------------------------------------------------

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 120
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============

================================================================================
Table 10-31 Ten-Year Forecast of Income and Expense, Embassy Suites Palm
            Beach Gardens, Palm Beach Gardens, Florida
--------------------------------------------------------------------------------

Calendar Years Ending:            1997                 1998                1999                 2000                2001
                              -------------------   ------------------  -------------------  ------------------- -------------------
Number of Rooms:                   160                  160                 160                  160                 160
Occupied Rooms:                 46,720               46,720              46,720               46,720              46,720
Occupancy:                       80.0%   % of         80.0%   % of        80.0%    % of        80.0%     % of      80.0%    % of
Average Rate:                  $100.12   Gross      $103.62   Gross     $107.25   Gross      $111.00     Gross   $114.88    Gross
----------------------------  -------------------  -------------------  -------------------  ------------------- -------------------
REVENUE
   Rooms                        $4,677      70.8%    $4,841      70.8%   $5,011       70.8%   $5,186       70.8%  $5,367       70.8%
   Food                             45       0.7         47       0.7        48        0.7        50        0.7       52        0.7
   Telephone                        84       1.3         87       1.3        90        1.3        93        1.3       97        1.3
   Office Rental                 1,756      26.6      1,817      26.6     1,881       26.6     1,947       26.6    2,015       26.6
   Other Income                     41       0.6         42       0.6        44        0.6        45        0.6       47        0.6
      Total                      6,603     100.0      6,834     100.0     7,074      100.0     7,321      100.0    7,578      100.0
----------------------------  -------------------  -------------------  -------------------  ------------------- -------------------
DEPARTMENTAL EXPENSES
   Rooms                         1,068      22.8      1,105      22.8     1,144       22.8     1,184       22.8    1,225       22.8
   Food & Beverage                  30      66.7         31      66.0        32       66.7        33       66.0       35       67.3
   Office Expenses                 557      31.7        576      31.7       597       31.7       618       31.7      639       31.7
      Total                      1,655      25.1      1,712      25.1     1,773       25.1     1,835       25.1    1,899       25.1
-------------------------------------------------  -------------------  -------------------  ------------------- -------------------
DEPARTMENTAL INCOME              4,948      74.9      5,122      74.9     5,301       74.9     5,486       74.9    5,679       74.9
-------------------------------------------------  -------------------  -------------------  ------------------- -------------------
OPERATING EXPENSES
   Administrative & General        511       7.7        529       7.7       547        7.7       566        7.7      586        7.7
   Management Fee                  198       3.0        205       3.0       212        3.0       220        3.0      227        3.0
   Marketing                       241       3.6        250       3.7       259        3.7       268        3.7      277        3.7
   Franchise Fees                  351       5.3        363       5.3       376        5.3       389        5.3      403        5.3
   Property Oper. & Maint.         190       2.9        197       2.9       204        2.9       211        2.9      218        2.9
   Energy                          241       3.6        250       3.7       258        3.6       267        3.6      277        3.7
      Total                      1,732      26.1      1,794      26.3     1,856       26.2     1,921       26.2    1,988       26.3
----------------------------  -------------------  -------------------  -------------------  ------------------- -------------------
HOUSE PROFIT                     3,216      48.8      3,328      48.6     3,445       48.7     3,565       48.7    3,691       48.6
----------------------------  -------------------  -------------------  -------------------  ------------------- -------------------
FIXED EXPENSES
   Property Taxes                  314       4.8        325       4.8       336        4.8       348        4.8      360        4.8
   Insurance                        99       1.5        102       1.5       106        1.5       109        1.5      113        1.5
   Reserve for Replacement         264       4.0        273       4.0       283        4.0       293        4.0      303        4.0
  Common Area                      342       5.2        354       5.2       366        5.2       379        5.2      392        5.2
  Rent                              20       0.3         20       0.3        21        0.3        22        0.3       23        0.3
      Total                      1,039      15.8      1,074      15.8     1,112       15.8     1,151       15.8    1,191       15.8
----------------------------  -------------------  -------------------  -------------------  ------------------- -------------------
NET INCOME                      $2,177      33.0%    $2,254      32.8%   $2,333       32.9%   $2,414       32.9%  $2,500       32.8%
============================  ===================  ===================  ===================  =================== ===================

Calendar Years Ending:          2002                 2003                 2004                2005
                             -------------------  ------------------  -------------------  -------------------
Number of Rooms:                 160                  160                  160                 160
Occupied Rooms:               46,720               46,720               46,720              46,720
Occupancy:                     80.0%     % of       80.0%    % of        80.0%    % of       80.0%     % of
Average Rate:                $118.91     Gross    $123.07    Gross     $127.37    Gross    $131.83    Gross
---------------------------  ------------------- -------------------  -------------------  -------------------
REVENUE
   Rooms                      $5,555       70.8%   $5,750      70.8%    $5,951      70.8%   $6,159       70.8%
   Food                           54        0.7        56       0.7         58       0.7        60        0.7
   Telephone                     100        1.3       104       1.3        107       1.3       111        1.3
   Office Rental               2,086       26.6     2,159      26.6      2,234      26.6     2,312       26.6
   Other Income                   48        0.6        50       0.6         52       0.6        54        0.6
      Total                    7,843      100.0     8,119     100.0      8,402     100.0     8,696      100.0
---------------------------  ------------------- -------------------  -------------------  -------------------
DEPARTMENTAL EXPENSES
   Rooms                       1,268       22.8     1,313      22.8      1,359      22.8     1,406       22.8
   Food & Beverage                36       66.7        37      66.1         39      67.2        40       66.7
   Office Expenses               662       31.7       685      31.7        709      31.7       733       31.7
      Total                    1,966       25.1     2,035      25.1      2,107      25.1     2,179       25.1
---------------------------  ------------------- -------------------  -------------------  -------------------
DEPARTMENTAL INCOME            5,877       74.9     6,084      74.9      6,295      74.9     6,517       74.9
---------------------------  ------------------- -------------------  -------------------  -------------------
OPERATING EXPENSES
   Administrative & General      607        7.7       628       7.7        650       7.7       673        7.7
   Management Fee                235        3.0       244       3.0        252       3.0       261        3.0
   Marketing                     287        3.7       297       3.7        307       3.7       318        3.7
   Franchise Fees                417        5.3       431       5.3        446       5.3       462        5.3
   Property Oper. & Maint.       226        2.9       234       2.9        242       2.9       251        2.9
   Energy                        287        3.7       297       3.7        307       3.7       318        3.7
      Total                    2,059       26.3     2,131      26.3      2,204      26.3     2,283       26.3
---------------------------  ------------------- -------------------  -------------------  -------------------
HOUSE PROFIT                   3,818       48.6     3,953      48.6      4,091      48.6     4,234       48.6
---------------------------  ------------------- -------------------  -------------------  -------------------
FIXED EXPENSES
   Property Taxes                373        4.8       386       4.8        399       4.8       413        4.8
   Insurance                     117        1.5       121       1.5        125       1.5       130        1.5
   Reserve for Replacement       314        4.0       325       4.0        336       4.0       348        4.0
  Common Area                    406        5.2       420       5.2        435       5.2       450        5.2
  Rent                            23        0.3        24       0.3         25       0.3        26        0.3
      Total                    1,233       15.8     1,276      15.8      1,320      15.8     1,367       15.8
---------------------------  ------------------- -------------------  -------------------  -------------------
NET INCOME                    $2,585       32.8%   $2,677      32.8%    $2,771      32.8%   $2,866       32.8%
===========================  =================== ===================  ===================  ===================

--------------------------------------------------------------------------------

HVS International, Miami, Florida
Embassy Suites Palm Beach Gardens             Income Capitalization Approach 121
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
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The conversion of a property's projected net income into an estimate of value is based on the premise that investors typically purchase real estate with a small amount of equity cash (25% to 40%) and a large amount of mortgage financing (60% to 75%). The amounts and terms of available mortgage financing and the rates of return that are required to attract sufficient equity capital form the basis for allocating the net income between the mortgage and equity components and deriving a value estimate.

Mortgage Component

Data for the mortgage component may be developed from statistics of actual hotel mortgages made by long-term lenders. The American Council of Life Insurance, which represents 20 large life insurance companies, publishes quarterly information pertaining to the hotel mortgages issued by its member companies. The following table summarizes the average mortgage interest rates of the hotel loans made by these lenders. In addition, the A corporate bond yield (as reported by Moody's Bond Record) is shown for the purpose of comparison.

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Table 10-32 Average Mortgage Interest Rates and Average A Corporate Bond Yields
--------------------------------------------------------------------------------

                                                  Average A
                                  Average         Corporate
         Period                Interest Rate      Bond Yield
--------------------------------------------------------------------------------
  1st Quarter 1996                 7.79 %             7.37 %
  4th Quarter 1995                 8.44               7.28
  3rd Quarter 1995                 8.61               7.67
  2nd Quarter 1995                 9.25               7.87
  1st Quarter 1995                 9.14               8.50
  3rd Quarter 1994                 9.64               8.48
  2nd Quarter 1994                 9.38               8.28
  4th Quarter 1993                 9.38               7.80
  3rd Quarter 1993                 8.41               7.28
  2nd Quarter 1993                10.53               9.65
  4th Quarter 1992                 9.43               8.48
  3rd Quarter 1992                 9.99               8.38
  2nd Quarter 1992                 9.47               8.79
  1st Quarter 1992                10.02               8.81
  4th Quarter 1991                10.49               8.97
  3rd Quarter 1991                10.03               9.29
  2nd Quarter 1991                10.75               9.45
  3rd Quarter 1990                10.47               9.89
  2nd Quarter 1990                10.58               9.83
  4th Quarter 1989                 9.96               9.42
  3rd Quarter 1989                 9.55               9.46
  2nd Quarter 1989                10.54               9.93
  1st Quarter 1989                10.39              10.16
  4th Quarter 1988                10.07              10.03
  3rd Quarter 1988                10.66              10.51
  2nd Quarter 1988                10.09              10.33
  4th Quarter 1987                10.41              10.45
  3rd Quarter 1987                10.00               9.95
  2nd Quarter 1987                 9.81               9.46
  1st Quarter 1987                 9.43               9.19
  4th Quarter 1986                 9.44               9.55
  3rd Quarter 1986                 9.56               9.71
  2nd Quarter 1986                 9.80               9.91
  1st Quarter 1986                10.99              10.62

        Source: American Council of Life Insurance; Moody's Bond Record

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Because of the six- to nine-month lag time in reporting and publishing hotel mortgage statistics, it is necessary to update this information to reflect current lending practices. Research by HVS International indicates that there is a close mathematical relationship between the average interest rate of a hotel mortgage and the concurrent yield on an average A corporate bond. Through a regression analysis, this relationship is expressed as follows.

                            Y = 2.76078 + 0.782280 X

      Where: Y = Estimated Hotel/Motel Mortgage Interest Rate
             X = Current Average A  Corporate Bond Yield
                 (Coefficient of correlation is 96.4%)

The yield on A corporate bonds for the third quarter of 1996, as reported by Moody's Bond Record, was 7.91%. Using a factor of 7.91% in the equation presented above produces an estimated hotel/office interest rate of 8.95%.

In addition to the mortgage interest rate estimate derived from this regression analysis, HVS International constantly monitors the terms of hotel mortgage loans made by our institutional lending clients. In the past year, we have noted an increase in the availability of debt financing, and many lenders have returned to the market. The current level of lending activity represents a significant increase from the restricted environment of the early 1990s. Nonetheless, the market for hotel mortgage loans remains somewhat tight, particularly when compared to the conditions that prevailed in the mid-to late 1980s. In the current lending climate, strong hotel projects that are structured on an economic basis can secure mortgage financing at interest rates ranging from 8.0% to 11.0%, depending on the property, location, affiliation, and operator.

In the 1980s, when hotel mortgages were widely available, loan-to-value ratios typically ranged from 75% to 80%. Amortization schedules were generally based on 30 years, although the term of the loan was more likely to be seven to ten years. The few loans that were underwritten in the early 1990s were based on far more stringent parameters: loan-to-value ratios declined to a range of 50% to 65%, and amortization periods of 20 to 25 years were most common.

With the recent re-emergence of hotel financing, loan-to-value requirements and amortization schedules have loosened somewhat. At present, we find that lenders who are active in the market are using loan-to-value ratios of

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65% to 75%, and amortization periods of 25 to 30 years. The exact terms offered depend on specific factors such as the property's location, the age and quality of the physical facility, local hostelry market conditions, and (perhaps more significantly) the profile of the borrower. The strongest projects typically command the highest loan-to-value ratios.

Based on the preceding analysis of the current lodging industry mortgage market and adjustments for specific factors such as the property's location and conditions in the local hotel market, it is our opinion that a 9.5% interest, 25 -year amortization mortgage with a .104844 constant is appropriate for the subject property. We believe that a mortgage lender will lend up to 70% of the hotel's market value as determined by this appraisal.

Equity Component

The remaining capital required for a hotel investment generally comes from the equity investor. The rate of return that an equity investor expects over a ten-year holding period is known as the equity yield. Unlike the equity dividend, which is a short-term rate of return, the equity yield specifically considers a long-term holding period (generally ten years), annual inflation-adjusted cash flows, property appreciation, mortgage amortization, and proceeds from a sale at the end of the holding period.

It is difficult to quantify the rate of return required by equity investors who are seeking to purchase hotel properties. To establish an appropriate equity yield rate, HVS International uses two sources of data: past appraisals and investor interviews.

Past Appraisals - During the past 12 months, HVS International has appraised more than 400 hotels, including properties located in most major national markets. Each appraisal used a similar mortgage-equity approach in which income is projected and then discounted to a current value at rates reflecting the cost of debt and equity capital. In the case of hotels that were sold subsequent to our valuations, we are able to determine an appropriate equity yield rate by excluding incentive management fees from the projection of income and expense, inserting the projection into a valuation model, and adjusting the appraised value to reflect the actual sales price by modifying the return assumptions. The following table shows a representative sample of hotels that were sold shortly after we appraised them, along with the imputed equity return based on our valuation approach.

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Table 10-33 Sample of Hotels Sold
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                                                         No. of    Date of                    Overall    Total Property    Equity
Hotel                            City and State          Rooms       Sale     Sales Price       Rate         Yield         Yield
----------------------------------------------------------------------------------------------------------------------------------
Ritz-Carlton                     Phoenix, AZ               281       2/94    $23,000,000       11.0%         14.6%         21.7%
Marriott Marina                  Fort Lauderdale, FL       580       2/94     40,000,000       12.2          16.4          26.7
Holiday Inn                      Edison, NJ                274       3/94     11,803,000        7.8          17.0          26.3
Crescent Hotel                   Phoenix, AZ               342       3/94     26,000,000        6.5           7.2           2.2
Checkers Hotel Kempinski         Los Angeles, CA           173       4/94     12,750,000        3.0          18.3          27.0
Best Western Fireside Inn        Cambria, CA                46       4/94      3,377,000       11.7          15.8          24.3
Phoenician Resort                Phoenix, AZ               580       4/94    224,000,000        6.6           9.3           8.9
Newark-Fremont Hilton            Newark, CA                300       5/94      8,950,000        8.8          14.9          20.7
Radisson Inn                     Orlando, FL               299       5/94     11,150,000       12.9          18.0          28.2
Westin Kauai                     Lihue, Kauai, HI          840       6/94     97,400,000       (1.9)          8.1           7.2
Residence Inn                    Binghamton, NY             72       6/94      6,325,000       10.8          13.9          21.9
Hotel Millenium                  New York, NY              561       6/94     75,000,000        9.5          14.1          23.0
Best Western Otay Valley         Chula Vista, CA           120       7/94      2,350,000       13.2          21.1          31.8
Hampton Inn                      Islandia, NY              121       7/94      6,572,000       12.6          16.6          28.2
Hampton Inn                      Willow Grove, PA          150       7/94     10,220,000       11.0          14.3          23.0
Hampton Inn                      West Palm Beach, FL       136       7/94      4,220,000       10.8          10.8          14.3
Hampton Inn                      Naples, FL                107       7/94      5,700,000       11.4          11.5          24.9
Hampton Inn                      Albany, NY                126       7/94      9,204,000        9.3          11.5          15.8
Marriott Hotel                   South Bend, IN            299       7/94     11,500,000       10.5          13.2          18.9
Marriott SFO                     Burlingame, CA            684       8/94     61,700,000       10.2          13.2          19.0
Westfields Conference Center     Chantilly, VA             340       8/94     46,000,000       12.3          15.9          25.3
Radisson Mark Resort             Vail, CO                  349       9/94     25,200,000        8.9          15.8          24.1
Marriott East Side               New York, NY              664      10/94     55,000,000        8.5           9.7          11.1
Marriott Resort                  Vail, CO                  349      10/94     25,200,000       14.2          18.9          30.5
Marriott Quorum                  Addison, TX               547      10/94     29,815,000       13.5          18.2          31.8
Sheraton Hotel                   Hasbrouck Heights, N      338      11/94     10,450,000       18.3          21.1          30.7
Sheraton Inn                     Napa, CA                  191      12/94      9,968,000        8.9          13.7          19.8
Marriott Fisherman's Wharf       San Francisco, CA         255      12/94     27,755,000       10.8          13.4          19.4
Marriott Hotel                   Portland, OR              503      12/94     45,000,000       12.9          17.4          30.0
Radisson Inn                     Springfield, MO           199      12/94      5,800,000        8.2          10.1          11.3
Williamsburg Hilton              Williamsburg, VA          291      12/94     15,000,000       15.4          19.0          32.0
Marriott Tech Center             Denver, CO                625      12/94     36,000,000       13.7          16.4          27.1
Holiday Inn Sunspree             Singer Island, FL         222      12/94     11,900,000        8.6          10.6          12.4
The Plaza                        New York, NY              805       6/95    325,000,000        7.0          11.0          14.0
Fullerton Suites                 Fullerton, CA              96       5/95      5,000,000       12.9          18.7          28.5
Residence Inn                    Baton Rouge, LA            80       6/95      6,518,000       12.7          14.8          21.2
Residence Inn                    Overland Park, KS         112       6/95      8,500,000        8.9          14.7          20.8
Residence Inn                    Des Moines, IA            112       6/95      7,660,000        9.8          14.1          19.6
Residence Inn                    Hunt Valley, MD            96       6/95      6,580,000       12.3          13.6          18.3
Residence Inn                    Kansas City, MO           112       6/95      6,560,000       10.4          13.2          19.8
Residence Inn                    Lincoln, NE               120       6/95      7,100,000       10.0          13.7          18.5
Embassy Suites                   Schaurmburg, IL           209      12/95     17,800,000       10.0          13.5          18.9
Marriott Hotel                   Andover, MA               293      12/95     24,000,000        9.7          13.5          19.2
Doubletree Suites                Valley Forge, PA          229      12/95     28,500,000       10.7          14.2          15.5
Marriott Hotel                   Tysons Corner, VA         390      12/95     41,100,000       10.7          13.1          18.0
Marriott Hotel                   Warner Center, CA         461      12/95     57,900,000        6.2          11.6          14.2
Hilton at the Club               Pleasanton, CA            294      12/95     22,000,000       10.5          13.4          17.0

                            Source: HVS International

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Investor Interviews - HVS International is in constant contact with numerous institutional and individual hotel investors. This source of equity funds has definite return requirements that can be expressed as an equity yield rate based on a ten-year projection of net income before incentive management fees but after debt service. Based on our surveys and investor interviews, the following table illustrates the range of equity yields generally required by individual and institutional investors.

================================================================================
Table 10-34 Equity Yield Requirements
--------------------------------------------------------------------------------

      Source                               Equity Yield Requirement
      ------                               ------------------------

      Individual                                   20% - 24%
      Institution                                  18% - 22%

--------------------------------------------------------------------------------

Based on the assumed 70% loan-to-value ratio, the risk inherent in achieving the projected income stream, and the age, condition, and anticipated market position of the subject hotel and office building, it is our opinion that an equity investor is likely to require an equity yield rate of 20% before payment of incentive management fees. This estimate is well supported by the equity yield requirements presented previously.

Terminal Capitalization Rate

Inherent in this valuation process is the assumption of a sale at the end of the ten-year holding period. The estimated reversionary sales price as of that date is calculated by capitalizing the projected 11th-year net income by an overall terminal capitalization rate. A percentage for the seller's brokerage and legal fees is deducted from this sales price, and the net proceeds to the equity interest (also known as the equity residual) are calculated by deducting the outstanding mortgage balance from the reversion.

To estimate a property's reversionary value, the appraiser must select a terminal capitalization rate and an allocation for brokerage and legal fees. The terminal capitalization rate is an overall rate that is applied to one stabilized year, and thus it inherently incorporates the cost of debt and equity capital. The terminal capitalization rate can be derived through a mortgage and equity band of investment technique which calculates the weighted average cost of the capital used in a hotel investment. Combining the mortgage financing terms derived previously (namely, a 70% loan-to-value ratio and a .104844 debt service constant) with a cash-on-cash equity dividend rate of 12.0% produces the following overall capitalization rate.

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                Percent of           Rate of            Weighted
                  Value              Return             Average
                ----------         -----------         ----------
Mortgage           0.7       X      0.10484      =      0.07339
Equity             0.3       X      0.12000      =      0.03600
                                                       ----------
           Overall Capitalization Rate                  0.10939

Because this overall rate will be used to capitalize net income ten years from the date of value, an upward adjustment is appropriate to reflect the uncertainty inherent in this extended period. For the purpose of this valuation, we will use a terminal capitalization rate of .11.0%.

As a point of reference, the terminal capitalization rate can be compared to the going-in rate implied by the subject property's estimated value. The going-in rate reflects the capitalization rate that would be applicable if the hotel were operating at a stabilized level as of the date of value. This rate is calculated by dividing the stabilized net income (expressed in current dollars as of the date of value) by the value indicated by the income capitalization approach. Generally, the terminal capitalization rate is approximately 50 to 200 basis points above the going-in rate.

Summary of Valuation Variables

The following table summarizes the valuation variables that have been used to estimate the subject property's value via the income capitalization approach.

================================================================================
Table 10-35 Summary of Valuation Variables
--------------------------------------------------------------------------------

Annual Net Income                    NI          See Ten-Year Forecast
Loan-To-Value Ratio                  M                     70.0%
Interest Rate                        i                      9.5%
Debt Service Constant                f                  0.104844
Equity Yield                         Ye                    20.0%
Brokerage and Legal Fees             b                      3.0%
Annual Constant Required to
    Amortize the Loan in Ten Years   fp                 0.155277
Terminal Capitalization Rate          Rr                   11.0%

--------------------------------------------------------------------------------

Valuation of the Mortgage and Equity Components

The valuation of the mortgage and equity components is accomplished through use of an algebraic equation that calculates the exact amount of debt and equity that the hotel will be able to support based on the anticipated cash flow (derived from the forecast of income and expense) and the specific return requirements demanded by the mortgage lender (interest)

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and the equity investor (equity yield). The equation and the calculations associated with this simultaneous valuation formula are set forth in the Addenda to this report.

Using the variables summarized previously, we estimate the market value of the subject property via the income capitalization approach, prior to recognizing the estimated present worth of rent loss and costs associated with the lease-up of the subject office tower to stabilization, the estimated leasehold interest value, and the contributory value of the excess land at $21,000,000.

Proof of Value

The value is proven by calculating the yields to the mortgage and equity components during the projection period. If the mortgagee achieves a 9.5% yield and the equity yield is 20%, then $21,000,000 is the correct value by the income capitalization approach, prior to recognizing the estimated present worth of rent loss and costs associated with the lease-up of the subject office tower to stabilization, the leasehold interest value, and the contributory value of the excess land. Using the assumed financial structure set forth in the previous calculations, market value can be allocated between the debt and equity as follows.

Mortgage Component  (70%)                      $14,521,000
Equity Component  (30%)                          6,223,000
                                      ---------------------
        Total                                  $20,745,000


The annual debt service is calculated by multiplying the mortgage component by the mortgage constant.

Mortgage Component                     $14,521,000
Mortgage Constant                         0.104844
                              ---------------------
  Annual Debt Service                   $1,522,434

The cash flow to equity is calculated by deducting the debt service from the projected net income before debt service.

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Table 10-36 Forecast of Net Income to Equity
--------------------------------------------------------------------------------

                          Net Income
                        Available for                           Total Annual
    Year                 Debt Service                           Debt Service
--------------------------------------------------------------------------------

    1997       $           2,177,000                  -        $   1,522,000
    1998                   2,254,000                  -            1,522,000
    1999                   2,333,000                  -            1,522,000
    2000                   2,414,000                  -            1,522,000
    2001                   2,500,000                  -            1,522,000
    2002                   2,585,000                  -            1,522,000
    2003                   2,677,000                  -            1,522,000
    2004                   2,771,000                  -            1,522,000
    2005                   2,866,000                  -            1,522,000
    2006                   2,970,000                  -            1,522,000

--------------------------------------------------------------------------------

The equity residual at the end of the tenth year is calculated as follows.

Reversionary Value   (  $3,074,000  /0.110 )            $27,945,000
Less:
    Brokerage and Legal Fees                                838,000
    Mortgage Balance                                     12,150,000
                                                   -----------------
         Net Sale Proceeds to Equity                    $14,957,000

The overall property yield (before debt service), the yield to the lender, and the yield to the equity position have been calculated by computer with the following results.

================================================================================
Table 10-37 Overall Property Yields
--------------------------------------------------------------------------------

                                            Projected Yield
                                        (Internal Rate of Return)
Position                   Value        Over 10-Year Holding Period
--------------------------------------------------------------------

Total Property        $20,745,000                  13.5%
Mortgage               14,521,000                   9.4
Equity                  6,223,000                  20.0

Note: Whereas the mortgage constant and value are calculated on the basis of monthly mortgage payments, the mortgage yield in this proof assumes single annual payments. As a result, the proof's derived yield may be slightly less than that actually input.

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The following tables demonstrate that the property receives its anticipated yields, proving that the $21,000,000 value is correct based on the assumptions used in this approach. In addition, the following table indicates the total market value indicated after adding $20,700,000 to the estimated present worth of rent loss and costs associated with the lease-up of the subject office tower to stabilization, the leasehold interest value, and the contributory value of the excess land.

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Table 10-38 Total Property Yield
--------------------------------------------------------------------------------

           Net Income before                             Present Worth of $1                                   Discounted
  Year       Debt Service                                  Factor @ 13.5%                                       Cash Flow
------------------------------------------------------------------------------------------------------------------------------------
  1997    $   2,177,000               x                      0.880972                        =            $      1,918,000
  1998        2,254,000               x                      0.776111                        =                   1,749,000
  1999        2,333,000               x                      0.683732                        =                   1,595,000
  2000        2,414,000               x                      0.602348                        =                   1,454,000
  2001        2,500,000               x                      0.530652                        =                   1,327,000
  2002        2,585,000               x                      0.467489                        =                   1,208,000
  2003        2,677,000               x                      0.411844                        =                   1,103,000
  2004        2,771,000               x                      0.362823                        =                   1,005,000
  2005        2,866,000               x                      0.319637                        =                     916,000
  2006       30,077,000 *             x                      0.281591                        =                   8,469,000
                                                                                                         ------------------
                             Estimated Market Value Prior to Adjustments                                  $     20,744,000

                                                                                                  (Say:)       $20,700,000
                             Less: PW of Rent Loss & Costs Assocaited with Lease-Up                                278,000
                             Less: PW of Leasehold Interests                                                       433,000
                             Plus: Contributory Value of Excess Land                                             1,230,000
                                                                                                         ------------------
                             Estimated Market Value:                                                           $21,219,000

                                                                                                  (Say:)       $21,200,000
                                                        Reversion Analysis
                             11th Year's Net Income                                           $3,074,000
                                 Divided By Capitalization Rate @ 11.0%                            11.0%
                                                                                   ----------------------

                             Total Sales Proceeds                                            $27,945,455
                                 Less: Broker & Legal 3.0%                                       838,364
                                                                                   ----------------------
                             Net Sales Proceeds                                              $27,107,091
                             10th Year's Net Income of                                        $2,970,000
                                                                                   ----------------------
                             *10th Year's Net Proceeds & Net Income                          $30,077,091

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Table 10-39 Mortgage Component Yield
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             Total Annual        Present Worth of $1               Discounted
    Year     Debt Service           Factor @ 9.4%                   Cash Flow
--------------------------------------------------------------------------------

    1997   $   1,522,000      x        0.913844    =           $      1,391,000
    1998       1,522,000      x        0.835110    =                  1,271,000
    1999       1,522,000      x        0.763160    =                  1,162,000
    2000       1,522,000      x        0.697409    =                  1,061,000
    2001       1,522,000      x        0.637323    =                    970,000
    2002       1,522,000      x        0.582414    =                    886,000
    2003       1,522,000      x        0.532235    =                    810,000
    2004       1,522,000      x        0.486380    =                    740,000
    2005       1,522,000      x        0.444475    =                    676,000
    2006      13,672,000 *    x        0.406181    =                  5,553,000
                                                           ---------------------
                                  Value Of Mortgage Component  $    14,520,000

* 10th year debt service of $1,522,000 plus outstanding mortgage balance of $ 12,500,000

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Table 10-40 Equity Component Yield
--------------------------------------------------------------------------------

                Net Income                    Present Worth of $1    Discounted
  Year           to Equity                      Factor @ 20.0%       Cash Flow
--------------------------------------------------------------------------------

  1997    $       655,000            x             0.833293 =       $   546,000
  1998            732,000            x             0.694378 =           508,000
  1999            811,000            x             0.578620 =           469,000
  2000            892,000            x             0.482161 =           430,000
  2001            978,000            x             0.401781 =           393,000
  2002          1,063,000            x             0.334802 =           356,000
  2003          1,155,000            x             0.278988 =           322,000
  2004          1,249,000            x             0.232479 =           290,000
  2005          1,344,000            x             0.193723 =           260,000
  2006         16,405,000 *          x             0.161428 =         2,648,000
                                                                  --------------
            Value of Equity Component                               $ 6,222,000

* 10th year net income to equity of $1,488,000 plus sales proceeds of $ 14,957,000

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Valuation Method Two: Discounted Cash Flow

The total property yield derived from the previous valuation method was 13.5%. After reviewing the total property yields indicated by recent hotel sales, which ranged from 7.2% to 21.1%, it is our opinion that a 13.5% discount factor would be appropriate for the Embassy Suites Palm Beach Gardens and Admiralty I Office Tower using a 13.5% discount factor. The

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following table illustrates the discounted cash flow analysis, recognizing the estimated present worth of rent loss and costs associated with the lease-up of the subject office tower to stabilization, the estimated leasehold interest value, and the contributory value of the excess land.

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Table 10-41 Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

                                     Net Income before                 Present Worth of $1                   Discounted
            Year                        Debt Service                     Factor @ 13.5%                       Cash Flow
------------------------------------------------------------------------------------------------------------------------
           1997                          $2,177,000           x              0.880972     =                  $1,918,000
           1998                           2,254,000           x              0.776111     =                   1,749,000
           1999                           2,333,000           x              0.683732     =                   1,595,000
           2000                           2,414,000           x              0.602348     =                   1,454,000
           2001                           2,500,000           x              0.530652     =                   1,327,000
           2002                           2,585,000           x              0.467489     =                   1,208,000
           2003                           2,677,000           x              0.411844     =                   1,103,000
           2004                           2,771,000           x              0.362823     =                   1,005,000
           2005                           2,866,000           x              0.319637     =                     916,000
           2006                          30,077,000 *         x              0.281591     =                   8,469,000
                                                                                              --------------------------
                            Estimated Market Value Prior to Adjustments:                                    $20,744,000
                                                                                       (Say:)               $20,700,000
                            Less: PW of Rent Loss & Costs Assocaited with Lease-Up                              278,000
                            Less: PW of Leasehold Interests                                                     433,000
                            Plus: Contributory Value of Excess Land                                           1,230,000
                                                                                              --------------------------
                            Estimated Market Value:                                                         $21,219,000

                                                                                       (Say:)               $21,200,000
                              Reversion Analysis
                           11th Year's Net Income                                  $3,074,000
                               Divided By Capitalization Rate @ 11.0%                   11.0%
                                                                                --------------

                           Total Sales Proceeds                                   $27,945,455
                               Less: Broker & Legal @ 3.0%                            838,364
                                                                                --------------
                           Net Sales Proceeds                                     $27,107,091
                            10th Year's Net Income of                               2,970,000
                                                                                --------------
                            *10th Year's Net Proceeds  &  Net Income              $30,077,091

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Conclusion

Based on our extensive experience in the hotel industry and comprehensive support provided by literature published by the Appraisal Institute, it is our opinion that the valuation procedure embodied by Method One most closely reflects the investment rationale of typical hotel buyers at $21,300,000. As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis and Valuations,(12) Method Two (which discounts the projected net income and reversion using an overall discount rate, or total property yield) "does not consider the impact of mortgage debt, leverage and the specific equity demands of typical hotel investors at $21,200,000. In light of these considerations, we have estimated market value at $21,000,000, rounded.

(12) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992,
     p. 236.

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11. Sales Comparison Approach

The sales comparison approach is based on the assumption that an informed purchaser will pay no more for a property than the cost to acquire an existing property with equal utility. This approach estimates market value by considering the sales prices indicated by recent transactions involving properties that are similar to the property being appraised. Dissimilarities are resolved with appropriate adjustments; these differences may pertain to the date of sale, the age of the property, location, construction, condition, layout, equipment, size, or external economic factors. The reliability of the sales comparison approach depends on three factors:

1.  the availability of timely, comparable sales data;

2. an understanding of the true terms of the sales and the motivation of the buyer and seller;

3. the degree of comparability, or the extent of the adjustments needed to reflect differences between the subject property and the comparable property.

In appraising lodging facilities and office buildings, it is often difficult to find an adequate number of recent sales that are truly comparable to the subject hotel and office building. Consequently, it may be necessary to consider transactions involving properties in different market areas, and the required adjustments greatly diminish the reliability of the conclusions. Moreover, it is virtually impossible for an observer to determine the true motivations of the buyers and sellers involved in transactions. Hotel and office acquisitions often represent a highly ego-driven process in which a number of external, non-market factors influence the purchase price. Unless the appraiser can quantify these influences, there is no way of knowing whether the purchase price paid actually reflects market value. A final consideration is the degree of similarity between the subject property and the comparable; in most cases, the differences are significant enough to

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require numerous subjective and unsubstantiated adjustments. Each adjustment represents a potential for error, and thus diminishes the reliability of this approach. As a result of these shortcomings, the use of the sales comparison approach in valuing hotels and office buildings are primarily as a check against the value indicated by the income capitalization approach.

Hotel and office values declined in many areas of the country during the late 1980s and early 1990s, although a rebound began in 1994 and 1995. The downturn, which began in most markets in 1988, was largely attributable to lower operating incomes caused by an oversupply of new hotel rooms constructed during the mid-1980s. Overbuilding resulted in flat or declining average rates and occupancies, which caused revenues to fall. A number of other factors exacerbated the situation. The national recession caused a drop in demand in many markets during the early 1990s, and the Persian Gulf War created a virtual freeze on travel in the beginning of 1991, further limiting hotel and office demand. Operating costs continued to rise despite poor market conditions, resulting in a decline in the net operating income of hotels and office buildings throughout the nation. Because operating costs have a large fixed component, many lodging facilities and office properties experienced precipitous drops in net income.

As bottom-line profits eroded, many hotels and office buildings were unable to meet debt service, and hundreds of properties entered foreclosure or bankruptcy. Lenders and government agencies soon became hotel and office building owners. Because most financial institutions were preoccupied with their distressed real estate, very little mortgage capital was available and the nation suffered from a well-publicized credit crunch. Most hotel and office building transactions that occurred during the early 1990s were financed by the property owners, who, in most cases, were lenders.

In the early 1990s, the primary market participants were owner-operators with the expertise to turn around under-performing properties. Hotels and office buildings were out of favor with passive investors as a result of the industry's poor operating performance and the uncertainty of future appreciation. The wide disparity in buyer and seller expectations also limited the number of transactions. Many sellers were unwilling to accept the fact that the market value of their hotel and office investments had declined below the cost of the project or the original investment.

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Moreover, many owners were faced with a significant tax burden upon sale, further reducing their willingness to settle for a price that was below the original acquisition cost.

As a result of these market forces, there was very little sales activity involving large, high-quality hotels and office buildings. The primary difficulty was the lack of properties available for sale; owners who were not forced to sell opted to wait for prices to recover. The few hotels and office buildings that did enter the market generally attracted 15 to 20 interested bidders, mostly consisting of owner-operators. As a result of the competition for these few assets, the prices of better-quality hotels and office buildings began to escalate rapidly. In response, more sellers have been encouraged to place their products on the market.

An indicator of this market trend is the number of hotel and office sales that have occurred during the past few years. HVS International tracks major hotel transactions of more than $10,000,000 on an annual basis. In 1992, the number of major transactions was 67; a slightly lower level of 52 was registered in 1993. This total increased significantly (to 92) in 1994, and the 1995 total is estimated to have been 104. We are unaware of any national office building sale surveys.

In tandem with escalating prices, hotels and office buildings are again being considered by traditional financing sources, which had virtually abandoned the hospitality industry and office industry by the early 1990s. Although many lenders are still approaching the market with a high degree of caution, it is now possible to obtain third-party financing for both hotel and office transactions. The mortgage loans that are now being made are subject to fairly stringent requirements: loan-to-value ratios remain in the 65% to 75% range. The qualification of the borrower is also a crucial consideration for most lenders.

We believe that the upward trend in both pricing and sales activity will continue as financing becomes more available and additional buyers (particularly passive investors) enter the market. Consequently, it is important to consider the date of the transactions used in the sales comparison approach. When the comparable sales are not recent enough to provide an accurate picture of the current market, it may be necessary to make upward adjustments to the values indicated by the sales comparison and income capitalization approaches in recognition of the recent escalation.

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Comparable Sales

Based on information provided by the Hospitality Market Data Exchange and compiled by the six offices of HVS International, and our research of mid-rise office building sales in the North Palm Beach market, the following transactions involved hotels and office buildings that appear to have some degree of comparability to the subject hotel and office building.

          Sale #1 (Hotel):
          ----------------
          Property:                   Palm Beach Gardens Marriott
          Location:                   4000 RCA Boulevard
                                      Palm Beach Gardens, Florida
          Date of Sale:               September 1996
          Sales Price:                25,500,000
          Grantor:                    Marpalm of Florida, Inc.
          Grantee:                    Host Marriott
          Year Opened:                1990
          Number of Rooms:            279
          Price per Room:             $91,398
          Confirmed By:               WLB, HVS-Miami
          Comments:                   The purchaser was also the franchisor of
                                      the hotel.

          Sale #2 (Hotel):
          ----------------
          Property:                   Embassy Suites
          Location:                   4350 PGA Boulevard
                                      Boca Raton, Florida
          Date of Sale:               February 1996
          Sales Price:                $18,500,000
          Grantor:                    Park Properties of Tampa, Inc.
          Grantee:                    Felcor Suites Limited Partnership
          Year Opened:                1985
          Number of Rooms:            263
          Price per Room:             $70,342
          Confirmed By:               HVS-Miami
          Comments:                   The purchaser is currently renovating the
                                      property at a reported cost of $3.1
                                      million, which equates to a total price of
                                      $82,129 per

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                                      unit. The hotel shares the use of an
                                      adjacent parking garage.

          Sale #3 (Hotel):
          ----------------
          Property:                   MacArthurs' Holiday Inn
          Location:                   4431 PGA Boulevard
                                      Palm Beach Gardens, Florida
          Date of Sale:               August 1996
          Sales Price:                $7,700, 000
          Grantor:                    MacArthur Corp.
          Grantee:                    Amstar Texas Pool Limited
          Year Opened:                1970
          Number of Rooms:            280
          Price per Room:             $27,500
          Confirmed By:               WLB, HVS-Miami
          Comments:                   The purchaser is planning to change the
                                      franchise affiliation and renovate the
                                      property at a cost of approximately $7.0
                                      million, which equates to a total price of
                                      approximately $52,500 per unit.

          Sale #4 (Office):
          -----------------
          Property:                   Flagler Federal Tower
          Location:                   1700 Palm Beach Lakes
                                      West Palm Beach, Florida
          Date of Sale:               December 1995
          Sales Price:                $6,250,000
          Grantor:                    First Land Sales, Inc.
          Grantee:                    Meridian Flagler Limited Partnership
          Year Opened:                1988
          Net Rentable Area           109,109 Sq Ft
          Price per Sq Ft:            $57.28
          Confirmed By:               WLB, HVS-Miami
          Comments:                   The purchaser spent $775,000 to finish
                                      shell space, which equates to a total cost
                                      of $7.025 million, or $64.39 per square
                                      foot of net

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                                      rentable area. The property was 37.0%
                                      occupied as of the sale date.

          Sale #5 (Office):
          -----------------
          Property:                   Five Hundred Clearlake
          Location:                   500 Australian Avenue
                                      West Palm Beach, Florida
          Date of Sale:               January 1995
          Sales Price:                $6,590,000
          Grantor:                    MBL Life Assurance Corporation
          Grantee:                    Unum Life Insurance Company of America
          Year Opened:                1985
          Net Rentable Area:          106,301 Sq Ft
          Price per Sq Ft:            $61.99
          Confirmed By:               WLB, HVS-Miami
          Comments:                   The purchaser spent $725,000 to finish
                                      shell space, which equates to a total cost
                                      of $7.315 million, or $68.81 per square
                                      foot of net rentable area. The property
                                      was 66.0% occupied as of the sale date.

In addition to considering the above recent transactions, we have also reviewed the sale of the subject property, which occurred in May 1995. The details of this transaction are summarized as follows:

          Subject Property:
          -----------------
          Property:                   Embassy Suites Palm Beach Gardens, and
                                      Admiralty I Office Tower
          Location:                   4400 PGA Boulevard
                                      Palm Beach Gardens, Florida
          Date of Sale:               May 1995
          Sales Price:                $17,405,000
          Grantor:                    RIMCO XII, Inc.
          Grantee:                    Palm Beach Florida Hotel and Office
          Year Opened:                1989
          Number of Rooms:            160
          Net Rentable Area           80,125 Sq Ft

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          Price per Room:             Not Applicable
          Confirmed By:               Owner
          Comments:                   The purchaser spent approximately $1.0
                                      million in modernizing the hotel. None of
                                      the office tenants have vacated the
                                      building since the date of sale.
                                      Traditionally, the office building has
                                      experienced an occupancy rate of
                                      approximately 85.0%.

In analyzing the sale of the subject property, it is important to consider the terms and conditions pertaining to the transaction. The subject was purchased from Michigan National Bank who had previously foreclosed on the property. As the operating performance of the subject hotel and office building was satisfactory, the bank was not compelled to sell the property at a price below prevailing value levels. Based on our understanding of the terms of this transaction, we believe that this sale was reflective of market value at the time of purchase.

The relevance of the previous transaction involving the subject property is undermined by the material change in market conditions which occurred between the date of this sale and the present date of value. Areawide occupancy and average rates have improved in the intervening months, and are forecast to continue this positive trend. As previously discussed, the market for hotel and office building investments has improved measurably, due to changes in lender and investor attitudes. Finally, the property itself has undergone a modernization program, with a total of $1,000,000 spent on upgrading the facilities and amenities. For these reasons, we are of the opinion that the May 1995 sale, involving the subject property, was a reliable indicator of value as of the date of sale for the hotel and office building, but not as of the valuation date.

Conclusion

Although the sales comparison approach may be useful in providing a value range and reflecting certain market characteristics, its applicability is limited by the numerous possible points of difference between the subject property and other hotels and office buildings that have sold in recent years. These factors may include location, access, size, services and facilities offered, market conditions, chain affiliation, market orientation, management, rate structure, age, physical condition, date of sale, the highest and best use of the land, and the anticipated profitability of the operation. Circumstances surrounding a sale, such as financing terms, tax

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considerations, income guarantees, sales of partial interests, duress on the part of the buyer or seller, or a particular deal structure can also cause a disparity between the sales price and market value. Moreover, it is often difficult to determine the marketing periods that were necessary to consummate the transactions. It is extremely difficult to quantify the appropriate adjustment factors accurately because of their number and complexity, as well as the difficulty in obtaining specific, detailed information. Any attempt to manipulate the necessary adjustments is insupportable and purely speculative.

Because appraisers are expected to reflect the analytical processes and actions of typical buyers and sellers rather than to create a highly subjective valuation approach, the investment rationale of hotel and office building owners is an essential consideration. As specialists in the valuation of hotels, we find that typical buyers purchase properties based on a thorough analysis of the anticipated economic benefits of property ownership, rather than on historical sales data.

In light of these factors, it is our opinion that the sales comparison approach is unsuitable for indicating a specific estimate of the subject property's market value; however, this approach may indicate a range of values that can be used to test the reasonableness of the value indicated by the income capitalization approach. After considering and analyzing the prior sale of the subject property and of the other hotel sale properties, the sales prices range from approximately $52,500 to $91,328 per room, or with the best indicators ranging from $82,129 to $91,398 per room. This reveals a range in value from $13,140,640 to $14,612,480 for the 160-unit subject hotel. After considering and analyzing the prior sale of the subject property and of the other office building sales, the sales prices range from approximately $64.39 to $68.81 per square foot, or from $5,159,249 to $5,513,401 for the 80,125-square-foot subject office building. This results in a combined value range between $18,299,889 and $20,125,881, prior to adding the market value of the excess land estimated at $1,230,000, and a value between approximately $19,530,000 and $21,356,000 after adding the contributory value of the excess land. The income capitalization approach indicates a value of $21,000,000, which falls within this range.

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12. Cost Approach

The cost approach is founded on the principle of substitution, which implies that no prudent person will pay more for a property than the amount to acquire a site and construct a building of equal desirability and utility without undue delay. This approach estimates market value by first calculating the current cost of replacing the improvements. Appropriate deductions are made for depreciation resulting from physical deterioration, functional obsolescence, and external (economic) obsolescence, and the land value is added to the depreciated replacement cost to provide an estimate of market value. The cost approach employs the following steps.

1.  The current replacement or reproduction cost is estimated.

2. Land value is estimated using techniques such as allocation, extraction, ground rent capitalization, or by analyzing land sales.

3. Accrued depreciation, which can be divided into physical deterioration, functional obsolescence, and external obsolescence, is estimated.

4. Total depreciation is deducted from the subject property's replacement cost, and the land value is added to arrive at an estimate of value via the cost approach.

When forming their purchase decisions regarding existing properties, market participants tend to consider the cost of developing a new hotel with optimal physical and functional utility. External conditions, such as the depressed market for real estate (and hotels in particular), can cause a property to be worth less than its replacement cost as new. The task of estimating the loss in value resulting from incurable functional and external obsolescence is highly subjective.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements age and begin to deteriorate, the loss in value resulting from physical obsolescence becomes increasingly difficult to quantify accurately. Loss in value

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attributable to functional obsolescence can be even more difficult to determine.

The subject property was constructed in 1989, and will be approximately seven years old as of the date of this appraisal. The subject improvements are considered to be in good to excellent condition, however we believe that functional obsolescence is considered to be present with respect to the comparatively large and luxurious hotel lobby. The depressed hotel market conditions that prevailed in the late 1980s and the early 1990s have also led to a degree of external obsolescence. In our opinion, it is impossible to identify and quantify the impact of these factors on the property's value with any accuracy, so we will only estimate the value of the land, as vacant, and the replacement cost new of the subject property.

Land Value

We have considered and analyzed land sales to estimate the market value of the subject land, as vacant. The land sales and our estimates of the land currently improved with both the existing office tower and hotel, and of the land which is currently vacant is as follows.

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Table 12-1 LAND ANALYSIS
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                                                                  Land Area   Sale    Permitted   Sale    Permitted     Sale Price
Location                        Sale Date    Zoning    Sale Price  (Sq Ft) Price/Sq Ft  Rooms Price/Room  GFA (Sq Ft)   GFA (Sq Ft)
--------                        ---------    ------    ----------  ------- -----------  ----------------  -----------   -----------
SWQ I-95 & 45th Street,
  West Palm Beach                Contract     (CPD)     $636,847    88,427   $7.20        78    $8,165        51,642        $12.33
SWC of Fairway Drive and
  PGA Blvd., Palm Beach Garde     5-96        (PCD)    1,875,386   305,772    6.13       N/A       N/A           N/A           N/A
ES I-95, WS Northcorp Parkway,
  Palm Beach Gardens              4-95     (PCD)/(PUD) 1,773,493   335,412    5.29       N/A       N/A       120,000         14.78
SWQ I-95 & 45th Street,
  West Palm Beach                 6-95        (CPD)      861,021   121,101    7.11       129    $6,675           N/A           N/A

                    Land Improved with the  Office Tower         Say  $15.00/Sq Ft   X    82,810 Sq Ft           = $1,240,000

                    Land Improved with the Hotel                 Say   $8,000/Rm     X      160 Rooms            = $1,280,000

                    Unimproved Land Proposed for Office Tower    Say  $15.00/Sq Ft   X    82,265 Sq Ft           = $1,230,000
                                                                                                                   ----------
                                                                                       Total Land Value            $3,750,000
                                                                                                                   ==========

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Replacement Cost

Replacement cost is the current construction cost of a building with the same utility as the subject property, but built with modern materials and according to current construction and design standards. For the purpose of estimating the replacement cost of the subject property, we have used a hotel development cost survey conducted by HVS International. This

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survey is published annually in a newsletter entitled The Hotel Valuation Journal, and appeared in the May, 1995, issue of Lodging Hospitality. The survey presents the range of per-room costs associated with various components of hotel development, including the improvements, the furniture, fixtures, and equipment, pre-opening expenses, and operating capital. Statistics are compiled for three broad categories of hotels: luxury, standard, and economy. The results of this survey are presented in the following table.

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Table 12-2 Hotel Development Cost Survey (Amounts per Room)
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                       Improvements   Furniture & Equipment  Pre-Opening    Operating Capital       Total           Percent Change
------------------------------------------------------------------------------------------------------------------------------------
1976
     Luxury       $32,000  -  $55,000   $5,000  - $10,000  $1,000 -  $2,000  $1,000 - $1,500   $39,000  - $68,500    ---   -   ---
     Standard      20,000  -   32,000    3,000  -   6,000     750 -   1,000     750 -  1,000    24,500  -  40,000    ---       ---
     Economy        8,000  -   15,000    2,000  -   4,000     500 -   1,000     500 -    750    11,000  -  20,750    ---   -   ---
1979
     Luxury        36,000  -   65,000    8,000  -  15,000   1,500 -   3,000   1,500 -  2,000    47,000  -  85,000    6.8   -   8.0
     Standard      25,000  -   36,000    5,000  -  10,000   1,000 -   2,000   1,000 -  1,500    32,000  -  49,500   10.2   -   7.9
     Economy       10,000  -   20,000    3,000  -   5,000     750 -   1,000     750 -  1,000    14,500  -  27,000   10.6   -  10.0
1981
     Luxury        45,000  -   80,000   10,000  -  20,000   2,000 -   3,500   2,000 -  2,500    59,000  - 106,000   12.8   -  12.4
     Standard      25,000  -   40,000    7,000  -  13,000   1,200 -   2,500   1,200 -  2,000    34,400  -  57,500    3.8   -   8.1
     Economy       13,000  -   25,000    4,000  -   7,000     700 -   1,200     900 -  1,200    18,600  -  34,400   14.1   -  13.7
1983
     Luxury        55,000  -  100,000   12,500  -  20,000   2,300 -   4,000   2,000 -  2,800    71,800  - 126,800   10.8   -   9.8
     Standard      35,000  -   50,000    9,000  -  15,000   1,400 -   3,000   1,300 -  2,200    46,700  -  70,200   17.9   -  11.0
     Economy       18,000  -   32,000    5,000  -   8,000     800 -   1,500     900 -  1,300    24,700  -  42,800   16.4   -  12.2
1985
     Luxury        60,000  -  115,000   13,400  -  30,000   3,000 -   5,000   2,100 -  3,100    78,500  - 153,100    4.7   -  10.4
     Standard      38,000  -   57,000    9,500  -  16,500   1,900 -   3,600   1,500 -  2,500    50,900  -  79,600    4.5   -   6.7
     Economy       20,000  -   36,000    5,000  -   8,800   1,000 -   1,700   1,000 -  1,500    27,000  -  48,000    4.7   -   6.1
1986
     Luxury        62,000  -  120,000   13,700  -  30,600   3,100 -   5,200   2,300 -  3,100    81,100  - 158,900    3.3   -   3.8
     Standard      39,000  -   60,000    9,700  -  16,800   2,000 -   3,800   1,500 -  2,600    52,200  -  83,200    2.6   -   4.5
     Economy       21,000  -   37,000    5,100  -   9,000   1,000 -   1,800   1,100 -  1,500    28,200  -  49,300    4.4   -   2.7
1987
     Luxury        63,000  -  122,000   13,800  -  30,900   3,300 -   5,500   2,300 -  3,200    82,400  - 161,600    1.6   -   1.7
     Standard      40,000  -   61,000    9,800  -  16,800   2,100 -   3,900   1,500 -  2,600    53,400  -  84,300    2.3   -   1.3
     Economy       21,000  -   39,000    5,200  -   9,100   1,100 -   1,800   1,100 -  1,500    28,400  -  51,400    0.7   -   4.3
1988
     Luxury        65,000  -  125,000   14,000  -  31,000   3,300 -   5,500   2,300 -  3,200    84,600  - 164,700    2.7   -   1.9
     Standard      41,000  -   63,000   10,000  -  17,100   2,100 -   3,900   1,500 -  2,600    54,600  -  86,600    2.2   -   2.7
     Economy       22,000  -   40,000    5,200  -   9,100   1,100 -   1,800   1,100 -  1,500    29,400  -  52,400    3.5   -   1.9
1989
     Luxury        66,000  -  126,000   15,000  -  32,000   3,300 -   5,500   2,300 -  3,200    86,600  - 166,700    2.4   -   1.2
     Standard      41,000  -   64,000   10,500  -  18,000   2,100 -   3,900   1,500 -  2,600    55,100  -  88,500    0.9   -   2.2
     Economy       22,000  -   40,000    5,500  -   9,700   1,100 -   1,800   1,100 -  1,500    29,700  -  53,000    1.0   -   1.1
1990
     Luxury        67,000  -  128,000   15,400  -  33,000   3,500 -   5,700   2,500 -  3,500    88,400  - 170,200    2.1   -   2.1
     Standard      42,000  -   65,000   10,800  -  18,500   2,200 -   4,000   1,600 -  2,800    56,600  -  90,300    2.7   -   2.0
     Economy       22,500  -   41,000    5,600  -  10,000   1,200 -   1,800   1,200 -  1,600    30,500  -  54,400    2.7   -   2.6
1991
     Luxury        65,000  -  122,000   14,500  -  31,500   3,700 -   5,900   2,600 -  3,600    85,800  - 163,000   (2.9)  -  (4.2)
     Standard      40,000  -   63,000   10,000  -  17,800   2,300 -   4,200   1,700 -  2,900    54,000  -  87,900   (4.6)  -  (2.7)
     Economy       21,000  -   39,000    5,000  -   9,500   1,300 -   2,000   1,300 -  1,700    28,600  -  52,200   (6.2)  -  (4.0)
1992
     Luxury        64,000  -  120,000   14,200  -  30,900   3,800 -   6,100   2,700 -  3,700    84,700  - 160,700   (1.3)  -  (1.4)
     Standard      39,000  -   62,000    9,800  -  17,400   2,300 -   4,400   1,800 -  3,000    52,900  -  86,800   (2.0)  -  (1.3)
     Economy       21,000  -   38,000    4,900  -   9,300   1,400 -   2,100   1,300 -  1,800    28,600  -  51,200    0.0   -  (1.9)
1993
     Luxury        63,000  -  119,000   14,000  -  30,500   3,900 -   6,200   2,800 -  3,800    83,700  - 159,500   (1.2)  -  (0.7)
     Standard      39,000  -   61,000    9,700  -  17,200   2,300 -   4,500   1,800 -  3,000    52,800  -  85,700   (0.2)  -  (1.3)
     Economy       21,000  -   38,000    4,900  -   9,200   1,400 -   2,100   1,300 -  1,800    28,600  -  51,100    0.0   -  (0.2)
1994
     Luxury        64,000  -  121,000   14,300  -  31,100   3,900 -   6,200   2,800 -  3,800    85,000  - 162,100    1.6   -   1.6
     Standard      40,000  -   63,000   10,000  -  17,600   2,400 -   4,600   1,800 -  3,000    54,200  -  88,200    2.7   -   2.9
     Economy       22,000  -   40,000    5,100  -   9,500   1,500 -   2,200   1,300 -  1,800    29,900  -  53,500    4.5   -   4.7
1995
     Luxury        65,000  -  124,000   14,800  -  32,300   4,100 -   6,400   2,900 -  4,000    86,800  - 166,700    2.1   -   2.8
     Standard      41,000  -   65,000   10,400  -  18,300   2,500 -   4,800   1,900 -  3,100    55,800  -  91,200    3.0   -   3.4
     Economy       23,000  -   42,000    5,400  -   9,900   1,600 -   2,300   1,300 -  1,800    31,300  -  56,000    4.7   -   4.7

                    Average Annual Compounded Percent Change:

 1976 - 1995: Luxury    4.3%  -   4.8%    1986 - 1995: Luxury     0.8%  -  0.5%
              Standard  4.4%  -   4.4%                 Standard   0.7%  -  1.0%
              Economy   5.7%  -   5.4%                 Economy    1.2%  -  1.4%

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Embassy Suites Palm Beach Gardens                              Cost Approach 146
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As illustrated by the previous table, hotel development costs rose significantly during the late 1970s and the early 1980s; however, the rate of increase slowed substantially in 1987. In 1991, hotel development costs declined for the first time since 1976. Further drops of as much as 2.0% were registered in 1992. Between 1986 and 1990, average annual compounded increases ranged from 1.7% to 2.5%. Costs rose slowly (at average annual compounded rates ranging from 0.5% to 1.4%) between 1986 and 1995, largely as a result of the declines in 1991, 1992, and 1993. In 1995, hotel development costs started to escalate more rapidly, reaching 4.7% in the economy segment. As more hotels are developed, we expect costs to continue to rise.

We have also used the Marshall Valuation Service, a trade association cost manual, to estimate the replacement cost new of the office tower and parking garage on a per-square foot basis.

Because the replacement cost tends to set the upper limit of a particular hotel's value, this figure is relevant to our analysis. We estimate the market value of the land and the replacement cost new of the subject improvements as follows, based on the development cost survey and the association cost manual discussed earlier.

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Table 12-3 Total Land Value and Replacement Cost New of Subject Property
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                                         Total Development      Hotel
                                            Cost New        Cost Per Room
                                        ---------------------------------

Office Tower                               $8,661,330
Hotel                                      11,200,000          70,000
Parking Garage                              4,700,000
Opening Costs                               1,120,000           7,000
Furniture, Fixtures and Equipment           2,400,000          15,000
Land Value                                  3,750,000
Developer's Profit                          4,212,199
                                            ---------      -------------
Total Development Costs                    $36,043,529        $92,000

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If a property's replacement cost is significantly higher than the values indicated by the income capitalization and sales comparison approaches, this would also reduce the probability of new hotel development, which is not likely to be feasible under such conditions. This creates an effective

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Embassy Suites Palm Beach Gardens                              Cost Approach 147
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barrier to entry for new competition, thus reducing the risk associated with the subject property's income-generating potential.

Conclusion

We find that knowledgeable hotel and office building buyers generally base their purchase decisions on economic factors, such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, it is our opinion that the cost approach is inapplicable in estimating the market value of the Embassy Suites Palm Beach Gardens. However, we have estimated the subject property's replacement cost as new, which sets the upper limit of the property's value. Land Value

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Embassy Suites Palm Beach Gardens        Reconciliation of Value Indications 148
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13. Reconciliation of Value Indications

The reconciliation, which is the last step in the appraisal process, involves summarizing and correlating the data and procedures employed throughout the analysis. The final conclusion of value is arrived at after reviewing the estimates indicated by the income capitalization, sales comparison, and cost approaches. The relative significance, applicability, and defensibility of each indicated value is considered, and the greatest weight is given to that approach deemed most appropriate for the property being appraised.

The purpose of this report is to estimate the market value of the fee simple interest in the subject property. Our appraisal involves a careful analysis of the property itself and the economic, demographic, political, physical, and environmental factors that influence real estate values. Based on the data set forth in this report, the following value indications were developed.

      Approach                                  Value Indication
      --------                                  ----------------

      Income Capitalization                        $21,000,000
      Sales Comparison                      $19,530,000 - $21,356,000
      Cost (Replacement Cost)                      $36,000,000

Income Capitalization Approach

To estimate the subject property's value via the income capitalization approach, we analyzed the local market for transient accommodations, examined the competitive environment, projected occupancy and average rate levels, and developed a forecast of income and expense that reflects anticipated income trends and cost components through a stabilized year of operation. The subject property's projected net income before debt service was then allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component was calculated; the total of the mortgage and equity components equates to the value of the property.

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Our nationwide experience indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the hotel investors who constitute the marketplace. For this reason, we believe that the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in our final estimate of the subject property's market value.

Sales Comparison Approach

The sales comparison approach uses actual sales of similar properties to provide an indication of the subject property's value. The strength of this approach is that it measures value based on the investment decisions made by actual buyers and sellers. Although we have investigated a number of sales in an attempt to develop a range of value indications, several adjustments are necessary to render the sales prices applicable to the subject property. These adjustments, which are numerous and highly subjective, diminish the reliability of the sales comparison approach. Furthermore, we find that typical hotel investors employ a sales comparison procedure only to establish broad value parameters.

The sales outlined earlier in this report indicate an adjusted value range between $19,530,000 and $21,356,000. The income capitalization approach indicates a value of approximately $21,000,000. This information suggests that little or no adjustment of the value indicated by the income capitalization approach is warranted.

Cost Approach

To estimate the subject property's value via the cost approach, we estimated the current replacement cost of the property and added the land value. We give the cost approach limited weight in arriving at a final value estimate, because knowledgeable buyers of lodging facilities generally base their purchase decisions on economic factors (such as projected net income and return on investment) rather than on a property's depreciated replacement cost.

The replacement cost estimate developed via the cost approach can help to corroborate the results of the income capitalization and sales comparison approaches to value. If the replacement cost is substantially higher or lower than the value indicated by the income capitalization approach, an upward or downward adjustment of the income capitalization approach value may be necessary.

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Value Conclusion

Careful consideration has been given to the strengths and weaknesses of the three approaches to value discussed above. In recognition of the purpose of this appraisal, we have given primary weight to the value indicated by the income capitalization approach and our extensive experience in the hospitality industry. It is our opinion that the market of the fee simple and leased fee interest in the Embassy Suites Palm Beach Gardens and the Admiralty I Office Tower- Palm Beach Gardens, as of January 1, 1997, is:

                                   $21,000,000

                           TWENTY-ONE MILLION DOLLARS

The estimate of market value includes the land, the improvements, and the furniture, fixtures, and equipment. The appraisal assumes that the hotel and office building is open and operational.

The estimate of value assumes either the availability of third-party financing or the willingness and capability of the seller to take back purchase-money financing so that a buyer can obtain the level of debt set forth in the Income Capitalization Approach section of this appraisal.

Marketing Period

Our estimate of market value assumes a marketing period of six to nine months. Under normal economic conditions, hotels are transferred within this time frame.

Personal Property

In accordance with the appraisal standards set forth by the Office of the Comptroller of the Currency, it is necessary for bank appraisals to identify and value any personal property, fixtures, or intangible items that are included in the appraisal and discuss their impact on the overall estimate of market value. A hotel's income-generating ability depends on a suitable inventory of furniture, fixtures, and equipment. Removal of these items can decrease the property value by as much as the cost to replace the inventory plus the loss of income incurred while the hotel cannot function.

A hotel's personal property consists of a wide variety of components, including bedroom furnishings, bathroom fixtures, restaurant and kitchen equipment, front office and accounting computers, exterior signs, and similar items. Our inspection of the Embassy Suites Palm Beach Gardens indicates that the personal property and fixtures are in good condition.

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Based on an annual construction cost survey conducted by HVS International, we estimate the total replacement cost of the subject property's furniture, fixtures, and equipment at $15,000 per available room. Assuming an average useful life of ten years and an effective age of three years, the value of the furniture, fixtures, and equipment currently in place is approximately $10,500 per room, or a total of 1,680,000.

The Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) stipulates that "...any business interest or other intangible item should be valued separately within the appraisal."(17) Hotels have both business and real estate components; without the business expertise necessary to operate the facility, a hostelry would have little real estate value.

Because furniture, fixtures, and equipment are essential to a hotel's income-generating ability and are seldom removed from the property or sold separately, the separation of the personal property component from the real property is not particularly meaningful.

(17) Federal Register, Vol. 55, No. 143, July 25, 1990, p. 30205.

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Embassy Suites Palm Beach Gardens                    and Limiting Conditions 152
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14. Statement of Assumptions and Limiting Conditions

1.  This report is to be used in whole and not in part.

2. No responsibility is assumed for matters of a legal nature, nor do we render any opinion as to title, which is assumed to be marketable and free of any deed restrictions and easements. The property is valued as though free and clear unless otherwise stated.

3. We assume that there are no hidden or unapparent conditions of the sub-soil or structures, such as underground storage tanks, that would render the property more or less valuable. No responsibility is assumed for these conditions or for any engineering that may be required to discover them.

4. We have not considered the presence of potentially hazardous materials such as asbestos, urea formaldehyde foam insulation, PCBs, any form of toxic waste, polychlorinated biphengyls, pesticides, or lead-based paints. The appraisers are not qualified to detect hazardous substances, and we urge the client to retain an expert in this field if desired.

5. The Americans with Disabilities Act (ADA) became effective on January 26, 1992. We have conducted no specific compliance survey to determine whether the subject property is operating in accordance with the various detailed requirements of the ADA. It is possible that the property does not conform to the requirements of the act, and this could have an unfavorable effect on value. Because we have no direct evidence regarding this issue, our estimate of value does not consider possible non-compliance with the ADA.

6. We have made no survey of the property, and we assume no responsibility in connection with such matters. Sketches, photographs, maps, and other exhibits are included to assist the reader in visualizing the property. It is assumed that the use of the land and improvements is

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Embassy Suites Palm Beach Gardens                    and Limiting Conditions 153
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    within the boundaries of the property described, and that there is no encroachment or trespass unless noted.

 7. All information, financial operating statements, estimates, and opinions obtained from parties not employed by HVS International are assumed to be true and correct. We can assume no liability resulting from misinformation.

 8. Unless noted, we assume that there are no encroachments, zoning violations, or building violations encumbering the subject property.

 9. The property is assumed to be in full compliance with all applicable federal, state, local, and private codes, laws, consents, licenses, and regulations (including a liquor license where appropriate), and that all licenses, permits, certificates, franchises, and so forth can be freely renewed or transferred to a purchaser.

10. All mortgages, liens, encumbrances, leases, and servitudes have been disregarded unless specified otherwise.

11. None of this material may be reproduced in any form without our written permission, and the report cannot be disseminated to the public through advertising, public relations, news, sales, or other media.

12. We are not required to testify or appear in court by reason of this analysis without previous arrangements, and only when our standard per diem fees and travel costs are paid prior to the appearance.

13. If the reader is making a fiduciary or individual investment decision and has any questions concerning the material presented in this report, it is recommended that the reader contact us.

14. We take no responsibility for any events or circumstances that take place subsequent to either the date of value or the date of our field inspection, whichever occurs first.

15. The quality of a lodging facility's on-site management has a direct effect on a property's economic viability and value. The financial forecasts presented in this analysis assume responsible ownership and competent management. Any departure from this assumption may have a significant impact on the projected operating results and the value estimate.

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Embassy Suites Palm Beach Gardens                    and Limiting Conditions 154
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16. The estimated operating results presented in this report are based on an evaluation of the overall economy, and neither take into account nor make provision for the effect of any sharp rise or decline in local or national economic conditions. To the extent that wages and other operating expenses may advance during the economic life of the property, we expect that the prices of rooms, food, beverages, and services will be adjusted to at least offset those advances. We do not warrant that the estimates will be attained, but they have been prepared on the basis of information obtained during the course of this study and are intended to reflect the expectations of a typical hotel buyer.

17. This analysis assumes continuation of all Internal Revenue Service tax code provisions as stated or interpreted on either the date of value or the date of our field inspection, whichever occurs first.

18. Many of the figures presented in this report were generated using sophisticated computer models that make calculations based on numbers carried out to three or more decimal places. In the interest of simplicity, most numbers have been rounded to the nearest tenth of a percent. Thus, these figures may be subject to small rounding errors.

19. It is agreed that our liability to the client is limited to the amount of the fee paid as liquidated damages. Our responsibility is limited to the client, and use of this report by third parties shall be solely at the risk of the client and/or third parties. The use of this report is also subject to the terms and conditions set forth in our engagement letter with the client.

20. Appraising hotels is both a science and an art. Although this analysis employs various mathematical calculations to provide value indications, the final estimate is subjective and may be influenced by our experience and other factors not specifically set forth in this report.

21. Any distribution of the total value between the land and improvements or between partial ownership interests applies only under the stated use. Moreover, separate allocations between components are not valid if this report is used in conjunction with any other analysis.

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Embassy Suites Palm Beach Gardens                    and Limiting Conditions 155
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22. This study was prepared by Hospitality Valuation Services, a division of Hotel Consulting Services, Inc. All opinions, recommendations, and conclusions expressed during the course of this assignment are rendered by the staff of Hotel Consulting Services, Inc. as employees, rather than as individuals.

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Embassy Suites Palm Beach Gardens                              Certification 156
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15. Certification

We, the undersigned appraisers, hereby certify:

1. that the statements and opinions presented in this report, subject to the limiting conditions set forth, are correct to the best of our knowledge and belief;

2. that William L. Boatwright, MAI, personally inspected the property described in this report; Anne R. Lloyd-Jones, CRE, did not inspect the property, but participated in the analysis; Thomas O'Neill, MAI, ISHC, CHA, participated in the analysis and reviewed the findings, but did not personally inspect the property;

3. that we have no current or contemplated interests in the real estate that is the subject of this report;

4. that we have no personal interest or bias with respect to the subject matter of this report or the parties involved;

5. that this report sets forth all of the limiting conditions (imposed by the terms of this assignment) affecting the analyses, opinions, and conclusions presented herein;

6. that the fee paid for the preparation of this report is not contingent upon our conclusions;

7. that this report has been prepared in accordance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute;

8. that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives;

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Embassy Suites Palm Beach Gardens                              Certification 157
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 9. that this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (as adopted by the Appraisal Foundation);

10. that no one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report;

11. that as of the date of this report, Thomas O'Neill has completed the requirements of the continuing education program of the Appraisal Institute;

12. that this appraisal is not based on a requested minimum value, a specific value, or the approval of a loan.


                                          /s/ William L. Boatwright
                                          --------------------------------
                                          William L. Boatwright, MAI
                                          Vice President


                                          /s/ Anne R. Lloyd-Jones
                                          --------------------------------
                                          Anne R. Lloyd-Jones, CRE
                                          Senior Vice President


                                          /s/ Thomas O'Neill
                                          --------------------------------
                                          Thomas O'Neill, MAI, ISHC, CHA
                                          Managing Director
                                          HVS International (Miami)


BLB:TFO: msb

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                               [GRAPHIC OMITTED]


                         View of hotel and office tower


                               [GRAPHIC OMITTED]


                             View of hotel building

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Embassy Suites Palm Beach Gardens                                        Addenda
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                               [GRAPHIC OMITTED]


                          View of hotel lobby entrance


                               [GRAPHIC OMITTED]


                      View of office tower from hotel lobby

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                               [GRAPHIC OMITTED]


             View of hotel lobby from meeting rooms on second floor


                               [GRAPHIC OMITTED]


                             View of hotel ballroom

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                               [GRAPHIC OMITTED]


                           View of office tower lobby


                               [GRAPHIC OMITTED]


                      View of two-bedroom suite living room

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                               [GRAPHIC OMITTED]


                    View of two-bedroom suite master bedroom


                               [GRAPHIC OMITTED]


                      View of one-bedroom suite living area

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                               [GRAPHIC OMITTED]


                      View of one-bedroom suite living area


                               [GRAPHIC OMITTED]


                        View of typical one-bedroom suite

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                               [GRAPHIC OMITTED]


                           Palm Beach Gardens Marriott


                               [GRAPHIC OMITTED]


                           Omni West Palm Beach Hotel

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                               [GRAPHIC OMITTED]


                      Radisson Suite Inn Palm Beach Airport


                               [GRAPHIC OMITTED]


                            Palm Beach Airport Hilton

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                           PGA National Resort and Spa

PARCEL I:

All of that certain parcel of land in the Southwest 1/4 of the Southeast 1/4 of
Section 1, Township 42 South, Range 42 East, Palm Beach County, Florida, lying Southwesterly, Southerly and Southeasterly of the Rights-of-Way of State Road 9 and State Road 786 as described in deeds to the State of Florida recorded in Official Records Book 1530, Page 447 and Official Records Book 1676, Page 1738, of the Public Records of Palm Beach County, Florida

PARCEL II:

All of that certain parcel of land in the Northeast 1/4 of Section 12, Township 42 South, Range 42 East, Palm Beach County, Florida, lying Northerly of a line 825 feet North of the South line of the North 1/2 of the Northeast 1/4 of said
Section 12, and lying Southwesterly of the Southwesterly right-of-Way line of State Road 9 as described in deeds to the State of Florida recorded in Official Records Book 1291, Page 159 of the Public Records of Palm Beach County, Florida; less and excepting therefrom that portion thereof lying Westerly of the Easterly line of the land described in the warrant deed recorded December 8, 1977, in Official Records Book 2777, at Page 715, of the Public Records of Palm Beach, County; and also less and excepting therefrom the Right-of-Way for State Road 786 as described in deeds to the State of Florida recorded in Official Records Book 1530, Page 448 and Official Records Book 1676, Page 1738 of the Public Records of Palm Beach County, Florida.

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Qualifications

HVS International, Miami, Florida   Qualifications of William L. Boatwright, MAI
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William L. Boatwright, MAI


Employment

August 1996 to present     HVS INTERNATIONAL - Miami
                           (Division of O & R Valuation Services, Inc.)
                           Vice President
                           Miami, Florida

1994 - 1996                BAS CONSULTING, INC.
                           President
                           Plantation, Florida

1991 - 1994                BOATWRIGHT APPRAISAL SERVICES, INC.
                           President
                           Hollywood, Florida

1989 - 1991                PANNELL KERR FORSTER
                           Senior Manager
                           Miami, Florida

1983 - 1989                REAL PROPERTY ANALYSTS, INC.
                           Senior Appraiser
                           Ft. Lauderdale, Florida
                           Houston, Texas

1979-1983                  R.M. BRADLEY CO., INC.
                           Staff Appraiser
                           Boston, Massachusetts


Professional Affiliations

                           Appraisal Institute - Member (MAI)
                           Certified General Appraiser - Florida
                           Certified General Appraiser - Georgia
                           Certified General Appraiser - Commonwealth of
                              Pennsylvania
                           Licensed Real Estate Broker - Florida
                           Licensed Mortgage Broker - Florida
                           Real Estate Broker - Commonwealth of Massachusetts

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Education
                           Appraisal Institute
                            Course 101 - Principles, Method & Techniques
                            Course 1B - Capitalization Theory and Techniques, Part A
                            Course 2 - Urban Properties
                            Course 6 - Real Estate Investment Analysis
                           Eastern Michigan University
                            Bachelor of Science Degree

Litigation Support
                           Qualified and experienced as an expert witness in all courts including Condemnation, Bankruptcy, Ad Valorem and other real estate-related matters.

Examples of Corporate
and Institutional Clients
Served
                           Patriot American Hospitality

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Examples of Hotels
Appraised or Evaluated

Alabama
- The Tutwiler Hotel, Birmingham

Colorado
- Inverness Hotel & Golf Club, Denver

Connecticut
- Marriott, Stamford

District of Colombia
- The Grand Hotel, Washington

Florida
- Residence Inn, Altamonte Springs
- Days Inn, Altamonte Springs
- Embassy Suites Hotel, Boca Raton,
- Ramada Inn, Boynton Beach,
- Embassy Suites Hotel, Cypress Creek,
- Budget Inn, Davenport
- Sheraton Hotel, Daytona Beach,
- Days Inn Central, Daytona Beach,
- Rolling Hills Hotel, Davie
- Tops'l Beach and Racquet Club, Destin
- Hampton Inn, Florida City
- Crown Sterling Suites, Ft. Lauderdale
- Irelands' Inn, Ft. Lauderdale
- Best Western Oceanside Inn, Ft. Lauderdale
- Lauderdale Surf & Marina Hotel, Ft. Lauderdale
- Days Inn, Ft. Myers Beach
- Proposed Diamondhead Resort, Ft. Myers Beach
- Eventide Ramada, Ft. Myers Beach
- Edgewater, Ft. Myers Beach
- Days Inn Ft Walton Beach, Ft. Walton Beach
- Leeside Inn, Ft. Walton Beach
- Comfort Inn, Hollywood
- Radisson Suite Hotel, Hialeah
- Quality Suites, Indialantic
- Pelican Cove Resort, Islamorada
- Ramada Inn-West, Jacksonville
- Park Suite Hotel, Jacksonville
- Comfort Inn, Jupiter
- Hyatt Key West, Key West
- Days Inn, Key West
- Quality Suites Hotel, Kissimmee
- Hotel Royal Plaza, Lake Buena Vista
- Village Days Inn, Lake Buena Vista
- Days Inn Resort, Lake Buena Vista
- Days Inn Hotel, Lake Buena Vista
- Holiday Inn, Maderia Beach
- Days Inn, Marathon Key
- Radisson Suite Beach Resort, Marco Island
- Quality Suites, Melbourne
- Miami Airport Hilton and Marina, Miami
- Ana Hotel, Miami Beach
- Nautilus Hotel, Miami Beach
- Registry Resort Hotel, Naples
- Days Inn Ocala, Ocala
- Sheraton World Resort, Orlando
- Sonesta Villa Resort, Orlando
- Quality Inn, Orlando
- Days Inn Airport, Orlando
- Days Inn International Drive, Orlando
- Days Inn Civic Center, Orlando
- Royal Plaza Hotel, Orlando
- Days Inn Ormond Beach, Ormond Beach
- Comfort Inn, Palm Beach Gardens
- Express Inn, Panama City
- Comfort Inn, Pensacola
- Pensacola Hilton, Pensacola
- Ted Williams Best Western, Polk County
- Palm Aire Resort and Spa, Pompano
- Embassy Suites Hotel, Singer Island
- Days Inn, St. Petersburg Beach
- Don CeSar, St. Petersburg
- Vinoy Stouffer Resort, St. Petersburg

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Examples of Hotels
Appraised or Evaluated (Cont'd)

Florida
- Days Inn North, Tallahassee
- Embassy Suites Hotel, Tampa
- Holiday Inn, Tampa
- Hyatt Westshore Hotel, Tampa
- Omni Hotel, Tampa
- USA Inn, Winter Haven
- Days Inn, Winter Haven

Indiana
- Quality Inn, Richmond

Maryland
- Residence Inn, Cockeysville
- Susse Chalet, Linthicum

Massachusetts
- Back Shore Motor Lodge, Gloucester
- Carlton House Motor Inn, Brockton
- Days Inn, New Bedford
- Days Inn Boston/Salem, Danvers
- East Coast Motor Inn, Salisbury
- East Hotel, Waltham
- East Bay Lodge, Osterville
- Econo Motor Inn, Peabody
- Radison Park West, Marlboro
- Rowes Wharf, Boston
- Royal Plaza Best Western, Fitchburg
- Royal Plaza Best Western, Marlboro
- Sheraton Tara Resort, Danvers

Tennessee
- Union Station Hotel

LATIN AMERICA & THE CARIBBEAN

- Ritz Carlton, Warwick Parrish, Bermuda

- Villa Rio Chico, Ocho Rios, Jamaica

- Fiesta Americana Villas Plaza, Cancun, Mexico

- Holiday Inn Horseshoe Reef, Antigua, West Indies

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Anne R. Lloyd-Jones, CRE

Employment

1982 to present            HVS INTERNATIONAL
                           Mineola, New York
                           (Hotel/Motel Valuations, Market Studies,
                           Feasibility Reports, and Investment Counseling)

1981                       FAIRMONT HOTEL
                           Dallas, Texas

1979 - 1980                SAGA FOOD SERVICE
                           SWARTHMORE COLLEGE
                           Swarthmore, Pennsylvania

1977 - 1980                DARANNE CATERERS
                           Swarthmore, Pennsylvania


Professional Affiliations  American Society of Real Estate Counselors -
                             Member (CRE)
                           Appraisal Institute - Candidate for Membership Cornell Society of Hotelmen

Education

                           MPS - School of Hotel Administration,
                             Cornell University

                           BA - Swarthmore College

                           Appraisal Institute
                             Course 1A1 - Real Estate Appraisal Principles Course 1A2 - Basic Valuation Procedures
                             Course 1BA - Capitalization Theory and Techniques,
                                          Part A
                             Course 1BB - Capitalization Theory and Techniques,
                                          Part B
                             Course 2-1 - Case Studies in Real Estate Valuation Course 2-3 - Standards of Professional Practice Course 3-1 - Report Writing

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================


Examples of Corporate and Institutional Clients Served

Ashford Financial Corporation
Chase Manhattan Bank, N. A.
Citibank / Citicorp NA
Credit Lyonnais
Doubletree Hotels
Grand Heritage Hotels
Great Western Bank
Goldman Sachs
Holiday Inns, Inc.
Interstate Hotels
MassMutual
Marriott International / Host Marriott
Morgan Stanley
OCWEN Financial Services
Remington Hotels
Sheraton Hotels
Starwood Capital Group
Starwood Lodging Trust
Winegardner & Hammons
Wyndham Hotel Company


Hotel Chains and Management Companies Appraised or Evaluated

Doubletree Hotels
Compri Hotels
Interstate Hotels
Fairmont Hotels
Guest Quarters
Hilton Hotels Corporation
Omni International Hotels
Ramada Hotel Corp.
Servico Hotel Corp.
Winegardner & Hammons


Appearance as an Expert Witness

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Jefferson City, Missouri
Federal Bankruptcy Court, Columbia, South Carolina
Federal Bankruptcy Court, Houston, Texas
Federal Bankruptcy Court, New York, New York
Federal Bankruptcy Court, San Bernardino, California
Federal Bankruptcy Court, Los Angeles, California
Federal Bankruptcy Court, Charlotte, North Carolina
Federal Bankruptcy Court, Miami, Florida
Federal District Court, Central Division, Salt Lake City, Utah
Iowa District Court, Story County, Iowa
Texas District Court, Harris County, Texas
Federal Bankruptcy Court, Tampa, Florida
Utah District Court, Salt Lake County, Utah
Federal Bankruptcy Court, Newark, New Jersey

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Examples of Hotels Appraised or Evaluated

Arizona
- Wyndham Garden Hotel, Chandler
- Wyndham Garden Hotel - Airport, Phoenix
- Wyndham Garden Hotel - Union Hills, Phoenix
- Canyon Ranch Spa & Fitness Resort, Tucson

Alabama

- Holiday Inn, Birmingham
- Proposed Sheraton, Gulf Shores
- Proposed Inn, Mobile
- Holiday Inn, Sheffield

California
- Industry Hills Sheraton Hotel, City of Industry
- Piccadilly Inn, Fresno
- Proposed Inn at Foss Creek, Healdsburg
- Sunset Towers Hotel, Hollywood
- Proposed La Quinta, Irvine
- Wyndham Garden Hotel, La Jolla
- Days Inn, La Palma
- Proposed Marriott Courtyard, Palm Springs
- Proposed Club Hilton Hotel, Pleasanton
- Center Pointe Development, San Diego
- Holiday Inn-Embarcadero, San Diego
- Holiday Inn-Harbor View, San Diego
- Seven Seas Lodge, San Diego
- Proposed Fountaingrove Inn, Santa Rosa
- Sheraton Round Barn Inn, Santa Rosa
- Wyndham Garden Hotel, Sunnyvale
- Westlake Plaza Hotel, Thousand Oaks
- Proposed Marriott Courtyard, Torrance

Colorado
- Proposed Hotel, Keystone

Connecticut
- Holiday Inn, Milford
- Holiday Inn, New Britain

District of Columbia
- Grand Hotel, Washington
- Wyndham Bristol Hotel, Washington

Florida
- Kon Tiki Village, Kissimmee
- Sheraton Lakeside, Kissimmee
- Holiday Inn, 22nd Street, Miami Beach
- Holiday Inn, 87th Street, Miami Beach
- Holiday Inn, 180th Street, Miami Beach
- Sheraton Resort & Marina, St. Petersburg
- Hilton Hotel, Singer Island
- Royce Hotel, West Palm Beach

Georgia
- Marriott Hotel, Atlanta
- Wyndham Garden Hotel, Atlanta
- Holiday Inn, Brunswick
- Holiday Inn, Jekyll Island
- Mullberry Inn, Savannah
- Royal Savannah Inn, Savannah

Hawaii
- Hobron in Waikiki, Honolulu

Idaho
- Holiday Inn, Boise
- Red Lion Inn, Boise
- Super 8, Boise

Illinois
- Ramada Inn, Bloomington
- Proposed Marriott Courtyard, Glenview
- Wyndham Garden Hotel, Naperville

Indiana
- Holiday Inn, Bloomington
- Inn at the Four Winds, Bloomington
- Ramada Inn, Bloomington
- Hilton Hotel, Fort Wayne
- Airport Hilton Inn, Indianapolis
- Hilton at the Circle, Indianapolis

Iowa
- Holiday Inn, Ames
- Proposed Fairfield Inn, Des Moines

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
=============

================================================================================

Examples of Hotels Appraised or Evaluated (continued)

Kentucky
- Proposed Super 8, London
- Proposed Super 8, Radcliff

Louisiana
- Sheraton Inn, Kenner
- Hotel Meridien, New Orleans

Maine
- Proposed Hotel, Old Orchard Beach

Maryland
- Brookshire Hotel, Baltimore
- Lord Baltimore Hotel, Baltimore
- Hyatt Regency, Bethesda

Massachusetts
- Proposed Marriott Courtyard, Andover
- Hyatt Regency, Cambridge
- Proposed Hotel, Franklin
- Sheraton Inn, Hyannis
- Marriott Hotel, Worcester

Michigan
- Bay Valley Inn, Bay City
- Hilton Airport, Detroit
- Westin Renaissance Center, Detroit
- Hotel Pontchartrain, Detroit
- Proposed Embassy Suites, Lansing
- Hilton Inn, Northfield
- Holiday Inn, Saginaw

Minnesota
- Wyndham Garden Hotel, Bloomington
- Marriott Hotel, Minnetonka

Missouri
- Inn at Grand Glaize, Osage Beach
- Bel Air Hilton, St. Louis
- Holiday Inn Riverfront, St. Louis

Nebraska
- Holiday Inn Airport, Lincoln
- Holiday Inn Northeast, Lincoln

Nebraska (continued)
- Marriott Hotel, Omaha
- Ramada Inn, Omaha
- Red Lion Inn, Omaha

Nevada
- Proposed Super 8, Las Vegas

New Jersey
- Ramada Inn, Edison
- Marriott Hotel, Hanover
- Headquarters Plaza, Morristown
- Hyatt Regency, New Brunswick
- Holiday Inn, North Brunswick

New York
- Hilton Hotel, Albany
- Proposed Embassy Suites, Amherst
- Holiday Inn Arena, Binghamton
- Holiday Inn SUNY, Binghamton
- Proposed Hotel, Binghamton
- Proposed Hilton, Brooklyn
- Marriott Hotel, Dewitt
- Metropole Hotel, Flushing
- Midway Hotel, Flushing
- Ramada Inn, Kingston
- Royce Hotel, La Guardia
- Holiday Inn, Latham
- Proposed Crowne Plaza, Manhattan
- Proposed Prince Street Hotel, Manhattan
- Proposed Roslyn Inn, Roslyn
- Proposed Le Richmonde, Rye Brook
- Hilton Hotel, Syracuse
- Hotel Syracuse, Syracuse
- Proposed Hotel, Watertown

North Carolina
- Proposed Inn, Chapel Hill
- Proposed Indep. Center Marriott Hotel,
    Charlotte
- Royce Hotel, Charlotte
- Howard Johnson's North, Charlotte

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Examples of Hotels Appraised or Evaluated (continued)

North Carolina (continued)
- Holiday Inn West, Durham
- Sheraton University Inn, Durham
- Holiday Inn, Fayetteville
- Holiday Inn Downtown, Raleigh

Ohio
- Proposed Hyatt Hotel, Cleveland
- Proposed Marriott Hotel, Cleveland

Oregon
- Holiday Inn Airport, Portland
- Holiday Inn South, Portland

Pennsylvania
- Quality Inn, Allentown
- Holiday Inn, Bensalem
- Proposed Marriott Courtyard, Devon
- Proposed Lafayette Inn, Easton
- Ramada Inn, Erie
- Holiday Inn, Harrisburg
- Marriott Hotel, Harrisburg
- Proposed Super 8, Harrisburg
- Proposed Super 8, Lancaster
- Holiday Inn West, Monroeville
- Days Inn Philadelphia
- Franklin Plaza Hotel, Philadelphia
- Franklin Towne EconoLodge, Philadelphia
- Guest Quarters Hotel, Philadelphia
- Hilton Inn, Northeast, Philadelphia
- Marriott Airport Hotel, Philadelphia
- Holiday Inn Greentree, Pittsburgh
- Holiday Inn Parkway East, Pittsburgh
- Holiday Inn North, Pittsburgh
- Holiday Inn Parkway West, Pittsburgh
- Proposed Hotel, Pittsburgh
- Royce Hotel, Pittsburgh
- Westin William Penn Hotel, Pittsburgh
- Hilton Hotel, Scranton
- Proposed Marriott Courtyard, Valley Forge
- Holiday Inn Meadowlands, Washington
- Ramada Inn, York
- Proposed Super 8, York

Rhode Island
- Proposed Hotel, Providence
- Omni Biltmore Hotel, Providence

South Carolina
- Proposed Charleston Center Hotel, Charleston
- Proposed Cooper River Inn, Charleston
- Howard Johnson's, Spartanburg
- Proposed Middleton Inn and
    Conference Center, Charleston
- Best Western, North Charleston
- Proposed Marriott Courtyard, Columbia
- Fairfield Inn, Florence
- Holiday Inn, Florence
- Fairfield Inn, Greenville
- Proposed Marriott Courtyard, Greenville
- Fairfield Inn, Hilton Head
- Holiday Inn, Hilton Head

Tennessee
- Hampton Inn, Brentwood
- Proposed Marriott Courtyard, Brentwood
- Howard Johnson's, Chattanooga
- Sheraton Hotel, Chattanooga
- Howard Johnson's, Knoxville
- Proposed Capital Mall Convention Center Hotel,
    Nashville
- Clarion Maxwell House, Nashville
- Holiday Inn Briley Parkway, Nashville
- Proposed Marriott Courtyard, Nashville
- Sheraton Music City, Nashville
- Stouffer's Nashville Hotel, Nashville
- Proposed Super 8, Nashville
- Union Station Hotel, Nashville
- Wyndham Garden Hotel, Nashville
- Proposed Super 8, Union City

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Examples of Hotels Appraised or Evaluated (continued)

Texas
- Proposed Marriott Courtyard, Addison
- Proposed Marriott Courtyard, Arlington
- La Mansion, Austin
- Proposed Marriott Courtyard, Bedford
- Airport Hilton, El Paso
- Hotel Meridien, Houston
- Sheraton Hotel, Houston
- Proposed Marriott Courtyard, Las Colinas
- Proposed Marriott Courtyard, North Dallas
- La Mansion Del Norte, San Antonio
- La Mansion Del Rio, San Antonio
- Proposed Marriott Courtyard, San Antonio
- Proposed Marriott Courtyard - Medical Center,
    San Antonio

Utah
- Deer Valley Resort, Park City
- Hilton Inn, Salt Lake City
- Holiday Inn, Salt Lake City
- Sheraton Hotel, Salt Lake City

Virginia
- Mountain Lake Hotel, Blacksburg
- Howard Johnson's, Bristol
- Boars Head Inn, Charlottesville
- Proposed Fairfield Inn, Hampton
- Proposed Embassy Suites, Herndon
- Ramada Renaissance, Herndon
- Proposed Marriott Courtyard, Manassas
- Omni Hotel, Norfolk

Virginia (continued)
- Proposed Marriott, Norfolk
- Howard Johnson's, Richmond
- Howard Johnson's, Roanoke
- Howard Johnson's, Roanoke Rapids
- Wyndham Hotel, Williamsburg

Washington
- Wyndham Garden Hotel, Bothell
- Redmond Hotel, Redmond
- Wyndham Garden Hotel, SeaTac

West Virginia
Proposed Budget Motel, Princeton

Wisconsin
- Proposed Granada Royale, Green Bay
- Holiday Inn-Downtown, Green Bay

Canada
- Inn on the Park, Toronto

Puerto Rico
- Carib Inn, San Juan

Virgin Islands
- Virgin Grand Beach Hotel, St. Thomas

Jamaica
- Holiday Inn, Montego Bay

HVS International, Miami, Florida      Qualifications of Thomas F. O'Neill, MAI,
                                                                       ISHC, CHA
--------------------------------------------------------------------------------

=============                                          HVS International (Miami)
     HVS                                              Suite 600, Grand Bay Plaza
-------------                                          2665 South Bayshore Drive
INTERNATIONAL                                               Miami, Florida 33133
=============                                                       305-856-7560


================================================================================
Thomas F. O'Neill, MAI, ISHC, CHA

Employment
June 1992 to present          HVS INTERNATIONAL (MIAMI)
                              (Division of O & R Valuation Services, Inc.)
                              Managing Director
                              Miami, Florida

1986-1992                     HOSPITALITY VALUATION SERVICES
                              (Division of Hotel Appraisals, Inc.)
                              Senior Vice President
                              Mineola, NY

1975 - 1985                   ROSE HILL HOTEL, LTD.
                              Managing Director
                              Kilkenny City, Ireland
                              (Owned, Developed and Operated Hotel and
                              Restaurants)

1974                          GRAND HOTEL
                              Restaurants Manager
                              Anaheim, California

1973                          GROSSINGER'S HOTEL
                              Liberty, New York

1971-1972                     BAHNHOF BUFFETS
                              Basel, Switzerland

Professional Affiliations
                              Appraisal Institute - Member (MAI)
                              International Society of Hospitality Consultants
                              (ISHC)
                              American Hotel & Motel Association - Certified Hotel Administrator (CHA)
                              Licensed Real Estate Salesperson - New York
                              Licensed Real Estate Appraiser - Florida
                              Licensed Real Estate Appraiser - Georgia
                              Licensed Real Estate Broker - Florida
                              Licensed Mortgage Broker - Florida

HVS International, Miami, Florida      Qualifications of Thomas F. O'Neill, MAI,
                                                                       ISHC, CHA
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Education
                   Appraisal Institute
                   Course 1A1  Real Estate Appraisal Principles
                       Course 1A2 Basic Valuation Procedures
                       Course 2-3/8/3 - Standards of Professional Practice Course 1BA - Capitalization Theory and Techniques, Part A Course 1BB - Capitalization Theory and Techniques, Part B Course 2-1 - Case Studies in Real Estate Valuation
                       Course 2-2- Report Writing and Valuation Analysis Demonstration Appraisal Report

                   New York University
                       Master of Science Degree - Real Estate Development and Investment
                   BS Equivalent - Shannon International College of Hotel Management
                   AAS - Sullivan County Community College
                   Hotel Administration - Cornell University
                   Hotel Management Training Program Honors Certificate - Switzerland
                   New York University, School of Continuing Education,
                   Real Estate Division - Department of Graduate Studies

Conferences &
Lectures

                   U.S./Latin American Resort Development Conference, San Jose, Costa Rica, 1995, 1996
                       - Speaker on Feasibility of Resort Development
                   Preferred(R) Hotels & Resorts Worldwide Mid-Year Meeting, Orlando, Florida, 1996 -
                       Speaker on the State of the Hotel Industry

HVS International, Miami, Florida      Qualifications of Thomas F. O'Neill, MAI,
                                                                       ISHC, CHA
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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Litigation Support

Lake Park Inn, Lake Park, Florida
Balhalla Hotel, Toledo, Ohio
Lord Baltimore, Baltimore, Maryland
Proposed Hotel, Ft. Myers, Florida
Radisson on the Lake, Ypsilanti, Michigan
Hyatt Regency, Miami, Florida
Days Inn, Miami, Florida
La Concha Hotel, Key West, Florida
Embassy Suites Jamaican Court, Orlando

Appearance as an
Expert Witness

U.S. Bankruptcy Court, Eastern District of Michigan,
Southern Division 1993

U.S. Bankruptcy Court, Southern District of Florida,
1993 - 1994

U.S. Bankruptcy Court, Southern District of Florida,
1996

U.S. Bankruptcy Court for the Middle District of
Florida, Orlando Division, 1996

Examples of Corporate and
Institutional Clients Served

Aetna Real Estate Investments
AIRCOA
Alfa Insurance Companies
American Savings Bank FSB
American Bankers Insurance
America's Best Inns, Inc.
Amway Hotel Corporation
Antunez and Associates, Inc.
Avista Properties
Bank of Nova Scotia
Bank of Scotland
Bank of Tokyo Trust Company
Bank One
Banker's Trust Company
Barcelo Hotels
Barnett Banks, Inc.
Belize Hotel Developments Ltd.
Ben Franklin Properties
Best Inns, Inc.
Best Western
Boston Copley Plaza Hotel
Brandon Financial Corporation
The Broadstone Group
Buckhead America Corporation
Buena Vista Hospitality Group
Carlisle Capital Markets
Carlyle Construction
Chartwel] Leisure
Cheeca Associates
Chemical Real Estate Finance Group
Cbippewa Indians
Choice Hotels
Chrysler Capital Corporation
CIGNA Corporation
Citibank, N.A.
Collateral Mortgage Ltd.
Column Financial Inc.
Connor/Jacobsen Hotels
Corporacion Financiera del Norte, Colombia
CreditVest, Inc.
Dahlawi Holding Corporation
Daiwa Bank, Ltd.
Dan Hotels Corporation, Inc.
DBS Bank
Delta Associates
Desarrolllos Inmobiliarios S.A.

HVS International, Miami, Florida      Qualifications of Thomas F. O'Neill, MAI,
                                                                       ISHC, CHA
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     HVS
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INTERNATIONAL
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================================================================================

Examples of Corporate and
Institutional Clients Served (contd)

The Development Bank of Singapore, Ltd
Doubletree
Embassy Suites
Ernst & Young
Euram Management, Inc.
FDIC
Fiduciaria Carceres y Ferro S.A.
Fiducoldex
First Capital Decisions
First National Bank - Bartlesville
First Noble Capital, Inc.
First Union National Bank of Florida
First Toronto - Canada Corporation
The Flatley Company
City of Gadsden, Alabama
Gate Petroleum Company
GATX Realty Corporation
Ginsburg, Feldman & Bress
Goldman Sachs
Granite Development Corporation
Greater Capital Corporation
Greenberg, Traurig, Attorneys at Law
Grupo Roble International
Harkins Associates, Inc.
HAMDA as contractor for RTC
The Hampstead Group
Hart Advisers, Inc.
The Hayman Company
HCF Group, Inc.
Heartland Federal Savings & Loan
Hebb & Gitlin
Heller Real Estate Financial Services
Hill, Ward & Henderson, P.A.
Hilton Hotels Corp.
Hilton International
Hobb & Gitlin
Hodges Ward Elliott
Holguines, S.A.
Holiday Inns, Inc.
Hospitality 1st
Host Marriott Corporation
Hotel Asset Management
Disposition Associates (HAMDA)
Hotel Cabanas Tikal
Hotel El Olivar de San Isidro
Hoteles Barcelo, S.A.
Hoteles Estelar
Howard Savings Bank
Hudson Hotels Corporation
Innkeepers USA Trust
Inmobiliaria El Punte
Inteconsa
Inter-Continental Global Partner Hotels & Resorts
Inter-Continental Hotels
Interstate Hotel Corporation
Interstate Management and Investment Corporation
International Bank of Commerce
International Hotel -Management Corp.
International Union of Bricklayers/Craftworkers
Inversiones Turistione El Mirador S.A.
Kimberley Development
The Jockey Club
The John Drew Company
John Hancock Properties, Inc.
Karena/Samoth USA
Kennedy Wilson, Inc.
Kimberley Development
Khouri International Construction
Kozyak, Tropin, Throckmorton
KPMG Peat Marwick
Larco Mar S.A.
Larken, Inc.
Lee County Attorney's Office
Lehman Brothers
Lehndorff Toronto
LET SA
Lexington Mortgage Company
Lowe Enterprises, Inc.
MAC, N.A.

HVS International, Miami, Florida      Qualifications of Thomas F. O'Neill, MAI,
                                                                       ISHC, CHA
--------------------------------------------------------------------------------

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     HVS
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================================================================================


Examples of Corporate and
Institutional Clients Served (contd)

Majestic Towers
Marine Midland Bank
Market View International
Marriott Corporation
Marriott International
Marriott Ownership Resorts, Inc.
Massachusetts Financial Services
Mellon Bank
Metro Hotels, Inc.
Metro U.S., Inc.
Metropolitan Life
Michigan Department of Treasury
Mills Corporation
Morgan Stanley Mortgage Capital, Inc.
Morgan Stanley Realty
Morgans Hotel Group
Motels of America
National Westminster Bank PLC
NationsBank
NCNB National Bank of Florida
Niagara Asset Corporation
Nomura Asset Capital Corporation
Ocean Bank
OPIC
Orlando Plaza Partners
Paramount, Inc.
Patriot American Hospitality
PB Surf Limited
P&T Investment Advisors Inc.
Pension Fund Advisors, Inc.
Peoples Security Insurance/Providian
Pepper, Hamilton, Sheetz
Perpetual Real Estate Services
POSADAS de Mexico
Price Waterhouse, Belize
Prime American Realty Corp.
Prime Hospitality Corporation
Promotora Arkus
Promotora El Faro de Cartagena
Putnam Management Company
Rafael Hotels Limited USA
Raffles Hotels and Inns
Rahn Properties, Inc.
Red Roof Inns, Inc.
Residence Inns
Resort Advisors International, Inc.
RHW Companies, Inc.
River Drive Development Corp.
Royce Blackstone Development Corp.
RTV Raleigh, Inc.
Salomon Brothers Inc
Sanwa Bank
Seaport Hotel Venture
Seaway Hotels Corporation
Selecta/Hilton International
Servico, Inc.
Sidetur Lrda.
Smith Barney Harris Upham & Co., Inc.
Sportsman Marina and Lodge
Starwood Capital Group, LLC
Starwood Lodging Corporation
Sumitomo Bank, Ltd.
SunBank/Miami, N.A.
Sunil Patel
Super 8, Inc.
Thomas Edison Inns, Inc.
Thurcon Properties, Ltd.
Tonosal S.A.
Unibolsa, SA
United Capital Holdings
Urbanas, S.A.
Vista Host, Inc.
Weichert New Homes and Land
White Lodging Services Corp.
Wilmington Savings Fund Society
Winston Hotels
Wolfson & Tsarkman
Zalkin, Rodin and Goodman

HVS International, Miami, Florida      Qualifications of Thomas F. O'Neill, MAI,
                                                                       ISHC, CHA
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================

Examples of Hotels
Appraised or Evaluated

Alabama
- Holiday Inn, Birmingham
- Knights Inn, Birmingham
- Marriott Courtyard - Homewood, Birmingham
- Marriott Courtyard - Hoover, Birmingham
- Proposed Convention Center Hotel, Gadsden
- Holiday Inn Express, Gadsden
- Holiday Inn, Dothan
- Hampton Inn, Dothan
- Holiday Inn, Sheffield
- Residence Inn, Birmingham
- The Tutwiler Hotel, Birmingham


Arizona
- Embassy Suites, Phoenix
- The Lodge & Club at Ventana Canyon, Tucson
- The Boulders, Carefree

Arkansas
- Marriott Courtyard, Little Rock
- Holiday Inn, Texarkana
- Hampton Inn, Searcy

California
- Hyatt Newporter Hotel, Newport Beach
- Residence Inn, Pleasant Hill
- Residence Inn, San Ramon
- Residence Inn, Torrance
- Fullerton Suites, Fullerton
- Del Mar Hilton, Del Mar
- Pickwick Hotel, San Francisco
- Carmel Valley Ranch Resort, Carmel

Colorado
- Raffles Hotel, Aurora
- Proposed AmeriSuites, Colorado Springs
- Inverness Hotel & Golf Club, Denver
- AmeriSuites, Colorado Springs
- The Peaks at Telluride, Telluride

Connecticut
- Holiday Inn, East Hartford
- Holiday Inn, New Haven
- Radisson Hotel, New London
- Stratford Motor Lodge, Stratford
- Stamford Hilton, Stamford

Florida
- Amelia Island Plantation, Amelia Island
- Boca Raton Resort and Hotel, Boca Raton
- Residence Inn, Boca Raton
- Proposed AmeriSuites, Boca Raton
- Deerfield Beach/Boca Raton Hilton
- Holiday Inn, Boynton Beach
- Boynton Marina Place, Boynton Beach
- Hampton Inn - Clearwater
- Holiday Inn - Clearwater
- Biltmore Hotel, Coral Gables
- Holiday Inn - Coral Gables
- David William Hotel, Coral Gables
- Howard Johnsons Pirates Cove - Daytona
- Holiday Inn-Sunspree, Daytona Beach
- Knights Inn, Florida City
- Comfort Suites, Fort Lauderdale
- Proposed Wellesley Inn, Sawgrass, Ft. Lauderdale
- Marriott's Harbor Beach, Ft. Lauderdale
- Marriott Hotel & Marina, Fort Lauderdale
- Bonaventure Spa & Resort, Fort Lauderdale
- Bonaventure Golf Course, Ft. Lauderdale

HVS International, Miami, Florida      Qualifications of Thomas F. O'Neill, MAI,
                                                                       ISHC, CHA
--------------------------------------------------------------------------------

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INTERNATIONAL
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Examples of Hotels
Appraised or Evaluated (Cont'd)

Florida
- Sheraton Execuport, Fort Lauderdale
- Sheraton Ft. Lauderdale Airport Hilton, Ft. Lauderdale
- Cypress Creek Inn, Ft. Lauderdale

- Holiday Inn, Ft. Lauderdale by the Sea
- Hilton Hotel/Retail Development, Ft. Lauderdale
- Holiday Inn, Plantation
- The Sheraton Suites, Plantation
- Wellesley Inn - Plantation
- Proposed Residence Inn, Plantation

- Holiday Inn, Pompano Beach

- Proposed Hotel and Convention Center, Fort Myers
- Holiday Inn, Fort Myers
- Wellesley Inn, Fort Myers

- Holiday Inn, Fort Walton Beach

- Fairfield Inn, Gainesville

- Quality Suites Oceanside, Indialantic

- Cheeca Lodge, Islamorada

- Best Inn, Jacksonville
- Proposed Compri, Jacksonville
- Courtyard by Marriott, Jacksonville
- Hampton Inn, Jacksonville
- Residence Inn, Jacksonville

- Ponte Vedra Inn & Convention Center

- Holiday Inn Sunspree, Jacksonville Beach
- Red Roof Inn - Jacksonville

- Sheraton Beach Hotel, Jensen Beach
- Wellesley Inn - Jupiter

- Hyatt Hotel, Key West
- Holiday Inn - La Concha, Key West
- The Reach Hotel, Key West
- Fairfield Inn by Marriott, Key West
- Marriott Casa Marina, Key West

- Flagship Inn, Lake County

- Proposed Hampton Inn, Lakeland

- Lake Park Inn, Lake Park

- Proposed Sheraton Suites, Marco Island

- Melbourne Beach Hilton Oceanfront, Melbourne
- Courtyard by Mariott, Melbourne

- Days Inn - Miami Airport, Miami
- Wellesley Inn - Miami Airport
- Ramada MIA Hotel, Miami
- Proposed Hampton Inn, Miami

- Holiday Inn - Civic Center, Miami
- Hotel Inter-Continental, Miami
- Hyatt Regency Hotel, Miami
- Proposed Amerisuites, Miami
- Days Inn - Civic Center, Miami
- Hotel Sofitel, Miami
- Doral Golf Resort & Spa, Miami
- Proposed Jockey Club Hotel, Miami
- Proposed AmeriSuites, Kendall, Miami
- Holiday Inn Golden Glades, Miami
- Holiday Inn, MIA, Miami
- Courtyard by Marriott, Miami
- Fairfield Inn, Miami
- Proposed Suite Hotel,  Miami

- Proposed Hampton Inn- Coconut Grove

HVS International, Miami, Florida      Qualifications of Thomas F. O'Neill, MAI,
                                                                       ISHC, CHA
--------------------------------------------------------------------------------

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Examples of Hotels
Appraised or Evaluated (Cont'd)

Florida
- Don Shula's Hotel & Club, Miami Lakes
- Turnberry Isle Resort & Club, North Miami
- Days Inn, Surfside Beach
- Palms Resort on the Ocean, Surfside

- Delano Hotel, Miami Beach
- Doral Ocean Beach Resort,  Miami Beach
- Shelborne Beach Hotel, Miami Beach
- Crescent Timeshare, Miami Beach
- Proposed Sheraton Suites, Miami Beach
- The Alexander Hotel, Miami Beach
- Proposed Westin, Miami Beach
- Royal Palm Hotel, Miami Beach

- Quality Inn, Naples
- Wellesley Inn - Naples
- Hampton Inn, Naples
- Hilton Hotel, N. Redington Beach

- Orlando Hampton Inn, Kissimmee
- Quality Suites - Maingate East, Kissimmee
- Comfort Inn, Kissimmee
- Comfort Suites, Kissimmee
- Buena Vista Palace, Lake Buena Vista
- Courtyard by Marriott, Orlando Airport
- Courtyard by Marriott, Orlando International
- Days Inn - International Drive, Orlando
- Proposed Wellesley Inn, Orlando
- Marriott's World Center, Orlando
- Heritage Inn, Orlando
- Sheraton Maitland Hotel, Orlando
- Holiday Inn Sunspree, Orlando
- Melia Suites, Orlando
- Proposed Doubletree, Orlando
- Embassy Suites, Orlando
- Ramada Resort, Orlando
- Holiday Inn Maingate, Orlando
- Econolodge Maingate East, Orlando
- Econolodge Hawaiian Resort, Orlando
- Ramada Westgate, Orlando
- Holiday Inn Express (I Drive), Orlando
- Comfort Inn - Orlando
- Embassy Suites Jamaican Court, Orlando
- Doubletree Hotel, Orlando
- Days Inn, Orlando
- Proposed Hampton Inn Maingate West, Orlando
- Howard Johnson Maingate, Orlando
- Fairfield Inn, Orlando
- Fairfield Inn Orlando/South, Orlando
- Proposed Convention Hotel, Orlando

- Embassy Suites, Palm Beach Gardens

- Marriott's Bay Point, Panama City
- Residence Inn, Pensacola
- Hampton Inn, Pensacola
- Holiday Inn Express, Pensacola
- Holiday Inn - Gulf Breeze, Pensacola
- Holiday Inn, Pensacola
- Proposed Hampton Inn, Pensacola Beach
- Holiday Inn Express, Pensacola

- Wellesley Inn - Sarasota
- Proposed Sheraton Hotel, Sarasota

- Proposed Hotel, Sebastian

- Holiday Inn, Sebring

- Masters Economy Inn, Seffner

- Vacant Land, Singer Island
- Holiday Inn, Singer Island
- Radisson Resort, Singer Island

- Holiday Inn, St. Augustine

- Days Inn - Starke

HVS International, Miami, Florida      Qualifications of Thomas F. O'Neill, MAI,
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Examples of Hotels
Appraised or Evaluated (Cont'd)

Florida
- Majestic Towers ACLF, St. Petersburg
- Residence Inn, St. Petersburg

- Indian River Plantation, Stuart

- Holiday Inn Sabal Park, Tampa
- Omni Tampa at Westshore, Tampa
- Proposed Courtyard, Tampa
- Proposed Holiday Inn, Tampa
- Proposed Fairfield Inn, Tampa
- Proposed Holiday Inn Express, Tampa
- Safety Harbor Spa, Safety Harbor
- Doubletree Hotel, Tampa

- Best Inn, Tallahassee
- Sheraton, Tallahassee
- Red Roof Inn - Tallahassee
- Holiday Inn Capitol Plaza, Tallahassee
- Courtyard by Marriott, Tallahassee

- Holiday Inn - Countryside, Vero Beach
- Holiday Inn - Oceanside, Vero Beach

- Wellesley Inn - West Palm Beach
- Palm Beach Hilton and Resort, West Palm Beach
- Hampton Inn, West Palm Beach

- Proposed Best Western, Yulee
- Masters Economy Inn, Zephyrhills

Georgia
- Castlegate Hotel and Conference Center, Atlanta
- Fairfield, Atlanta Airport
- Hyatt Hotel, Atlanta Airport
- Fairfield, Atlanta Northlake
- Fairfield, Atlanta Northwest
- Fairfield, Atlanta Gwinnett
- Fairfield, Atlanta Peachtree
- Fairfield, Atlanta Southlake
- Proposed Hampton Inn, Buckhead
- Residence Inn, Buckhead
- Holiday Inn, Brunswick
- Residence Inn, Cumberland
- Residence Inn, Dunwoody
- Holiday Inn, Jekyll Island
- Jekyll Inn, Jekyll Island
- Masters Economy Inn, Macon
- Masters Economy Inn, McDonough
- Masters Economy Inn, Six Flags
- Masters Economy Inn, Tiffon
- Masters Economy Inn, Warner-Robins
- Proposed AmeriSuites, Atlanta
- Peachtree Conference Center, Atlanta
- Proposed AmeriSuites, Buckhead
- Holiday Inn - Conference Center, Decatur
- Holiday Inn Lenox, Atlanta
- Hampton Inn & Suites, Atlanta
- Hampton Inn Perimeter Mall, Atlanta
- Red Roof Inn - Atlanta

Illinois
- Holiday Inn-Champaign, Champaign
- Lenox House, Chicago
- Orrington Hotel, Evanston
- Red Roof Inn - Rockford
- AmeriSuites - Hoffman
- Holiday Inn, Des Plaines
- Radisson Northbrook
- Holiday Inn, Matteson
- The Tremont House, Chicago

Indiana
- Knights Inn, Indianapolis
- Knights Inn, Richmond
- Omni Severin Hotel, Indianapolis

HVS International, Miami, Florida      Qualifications of Thomas F. O'Neill, MAI,
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Examples of Hotels
Appraised or Evaluated (Cont'd)

Iowa
- Residence Inn, Clive

Kansas
- Marriott Courtyard, Overland Park
- Former Sheraton Hotel, Wichita
- Residence Inn, Overland Park

Kansas
- AmeriSuites, Topeka
- Radisson, Overland Park

Kentucky
- Proposed Thomas Moore Hotel and Conference Center, Crestview Hills
- Holiday Inn, Corbin
- Hilton Hotel, Florence
- Hyatt Regency, Lexington

Louisiana
- Residence Inn, Baton Rouge
- Holiday Inn, Alexandria
- Best Western Hotel, Lafayette
- AmeriSuites, Baton Rouge

Maine
- Hampton Inn, South Portland
- Sheraton Tara, South Portland

Maryland
- Holiday Inn - Belmont Boulevard, Baltimore
- Holiday Inn - Cromwell Bridge Road, Baltimore
- Holiday Inn - Glen Burnie, Baltimore
- Holiday Inn - Inner Harbor Downtown, Baltimore
- Holiday Inn - International Airport, Baltimore
- Holiday Inn - Moravia Road, Baltimore
- Proposed AmeriSuites, Baltimore
- Days Inn, Easton
- Residence Inn, Cockeysville

Maryland
- Red Roof Inn - Chesapeake

Massachusetts
- Back Bay Hilton, Boston
- Copley Plaza Hotel, Boston
- Tremont House Hotel, Boston
- Marriott Hotel, Worcester
- Proposed World Trade Center Hotel, Boston

Michigan
- Knights Inn, Battle Creek
- Knights Inn, Flint
- Quality Suites, Lansing
- Knights Inn, Monroe
- Radisson Resort & Conference Center, Ypsilanti
- Residence Inn, Ann Arbor
- Proposed AmeriSuites, Detroit
- Thomas Edison Inns, various locations
- Wyndham, Wood Dale
- Wyndham, Novi
- Proposed Hampton Inn, Port Huron

Minnesota
- Embassy Suites, Bloomington
- Northland Inn & Exec. Conf. Ctr., Minneapolis

Missouri
- Super 8, Independence
- Super 8, Liberty
- Super 8, North Kansas City
- Super 8, St. Joseph
- St. Louis Airport Hilton, St. Louis
- Elms Hotel, Excelsior Springs
- Residence Inn, Kansas City
- Red Roof Inn - Springfield
- Red Roof Inn - Kansas City
- Mayfair Suites, St. Louis

HVS International, Miami, Florida      Qualifications of Thomas F. O'Neill, MAI,
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Examples of Hotels
Appraised or Evaluated (Cont'd)

Mississippi
- Residence Inn, Jackson
- Red Roof Inn - Jackson

Nebraska
- Residence Inn, Lincoln
- Famingo Inn, South Sioux City

New Jersey
- Best Western Whittier, Egg Harbor
- Proposed Marriott Suite Hotel, Elmwood Park
- Envoy Inn, Tinton Falls
- Sunrise Suite Hotel, Tinton Falls
- Red Roof Inn - Seacaucus (Meadowlands)
- Princeton Marriott, Princeton
- Proposed AmeriSuites, Secaucus

Nevada
- Proposed AmeriSuites, Las Vegas

New York
- Hilton Hotel, Albany
- Marriott Hotel, Albany
- Marriott Hotel - LaGuardia Airport, Flushing
- Howard Johnson, Latham
- Proposed Courtyard by Marriott, Manhattan
- Proposed Econo Lodge, Manhattan
- Proposed Greenwich Street Hotel, Manhattan
- Proposed Journey's End, Manhattan
- Proposed Ramada Hotel & owers, Manhattan

North Carolina
- Sheraton Motor Inn, Asheville
- Days Inn - Asheville
- Radisson Plaza Hotel, Raleigh
- Proposed AmeriSuites, Greensboro
- Doubletree Hotel, Raleigh/Durham
- Holiday Inn, Fayetteville
- Homewood Suites, Cary
- Courtyard - Wilmington
- Red Roof Inn - Greensboro

North Dakota
- Proposed Ramada Inn, Fargo
- Ramada Hotel, Fargo

Ohio
- Aurora Inn, Aurora
- Pine Lake Trout Club, Aurora
- Sheraton Inn, Aurora
- Knights Inn Columbus
- Hilton South Resort, Cleveland
- Proposed AmeriSuites, Cleveland
- Knights Inn, Dayton
- Knights Inn, Sharonville
- Balhalla Hotel, Toledo
- Holiday Inn - Southwest, Toledo
- Marriott Portside, Toledo

Oklahoma
- Residence at the Trails Inn, Norman
- Proposed AmeriSuites, Oklahoma City
- Tulsa Doubletree, Tulsa

Oregon
- Holiday Inn - Crowne Plaza, Portland

Pennsylvania
- Holiday Inn - Hazelton
- Holiday Inn - Rt. 30E, Lancaster
- Holiday Inn - Rt. 501, Lancaster
- Bellevue Stratford, Philadelphia
- Philadelphia Airport Marriott, Philadelphia
- Holiday Inn - Market Street, York
- Holiday Inn - I - 83 & Rt. 30, York
- Residence Inn, Philadelphia
- Howard Johnson Lodge, Erie
- Red Roof Inn - Philadelphia
- Red Roof Inn - Monroeville

HVS International, Miami, Florida      Qualifications of Thomas F. O'Neill, MAI,
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Examples of Hotels
Appraised or Evaluated (Cont'd)

South Carolina
- Holiday Inn, Florence
- Holiday Inn, Hilton Head
- Proposed Residence Inn, Hilton Head
- Coral Beach Resort, Myrtle Beach

South Dakota
- Foothills Inn, Rapid City
- Ramada Inn, Rapid City
- Quality Inn, Rapid City

Tennessee
- Holiday Inn - East, Memphis
- Holiday Inn - Nashville
- Holiday Inn - Knoxville
- Holiday Inn - I-40/Sycamore View, Memphis
- Residence Inn -  Memphis East
- Red Roof Inn - Knoxville
- Red Roof Inn - Memphis
- Proposed Microtel, Knoxville
- Union Station Hotel, Nashville

Texas
- Proposed Marriott Courtyard, Arlington
- Proposed Marriott Courtyard, Bedford
- Proposed Marriott Courtyard, Irving
- Holiday Inn - Orange, Orange
- Proposed Marriott - River Center, San Antonio
- Holiday Inn, San Marcos
- Holiday Inn - Austin
- Holiday Inn - San Antonio
- Hilton Executive Conference Ctr, Dallas
- Hampton Inn - Austin
- Hampton Inn - Arlington
- Hampton Inn - Garland
- Red Roof Inn - Dallas (East)
- Red Roof Inn - Dallas (Market Center)
- Hampton Inn - DFW Airport
- Arlington Hilton, Arlington
- Microtel Hotel, Arlington
- Microtel Hotel, Irving
- Microtel Hotel, Plano
- Doubletree Allen Center-Houston
- Proposed AmeriSuites-Hulen Mall, Ft. Worth
- Proposed AmeriSuites-Fossil Creek, Ft. Worth
- Proposed Country Inn and Suites, McAllen

Virginia
- Proposed Embassy Suites, Alexandria
- Radisson Hotel, Richmond
- Embassy Suites, Tysons Corner
- Wellesley Inn, Chesapeake
- Proposed AmeriSuites, Richmond
- Radisson Hotel at Mark Center, Alexandria
- Proposed AmeriSuites, Roanoke
- Residence Inn, Herndon

Washington, D.C.
- Marriott Gateway

Wisconsin
- Holiday Inn, Eau Claire
- Holiday Inn Gateway, Wausau

HVS International, Miami, Florida      Qualifications of Thomas F. O'Neill, MAI,
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LATIN AMERICA

Examples of Hotels
Appraised or Evaluated

Argentina
- Proposed Limited Service Hotels, various locations

Colombia
- Proposed Cosmos Hotel, Barranquilla
- Proposed Charleston Hotel, Barranquilla
- Proposed Centro Holguines Hotel, Bogota
- Park Hyatt - Bogota
- Paipa Hotel & Convention Center, Boyaca
- Proposed Resort & Timeshare, Bucaramanga
- Proposed Chipichape Hotel & Convention Center, Cali
- Cartagena Hilton Hotel, Cartagena
- Proposed Indian Sea and Sun Resort, Cartagena
- Proposed El Faro Hotel & Golf Resort, Cartagena
- Hotel El Isleno, San Andres
- Santamar Hotel & Convention Center, Santa Marta
- Proposed La Ensenaza, Bogota

Costa Rica
- Camino Real, San Jose
- Proposed Airport Hotel, San Jose

Ecuador
- Proposed Molly Penny, Quito
- Proposed Molly Penny, Guayaquil

Guatemala
- Proposed Intercontinental Hotel, Guatemala City
- Proposed Tikal Resort, Timeshare & Ecological Park,
  Santa Elena, Peten

Mexico
- Karmina Palace, Manzanillo
- Proposed Hotel, Los Cabos
- Proposed Hyatt Grand, Mexico City

Peru
- Larco Mar Hotel, Lima
- Hotel El Mirador, Cuzco
- Hotel El Olivar de San Isidro, Lima

Uruguay
- Proposed Sheraton Hotel, Montevideo
- Proposed Hotel & Timeshare, Punta del Este


THE CARIBBEAN

Bahamas
- Pirate's Cove Holiday Inn Sunspree,
      Paradise Island, Nassau
- Hotel & Casino, Grand Turk Island

Belize
- Journey's End Caribbean Club, Ambergis Caye
- Ramada Royal Reef, Belize City


British West Indies
-The Mariners, Anguilla

British Virgin Islands
- Peter Island Resort

Netherland Antilles
- Van der Valk Plaza, Curacao

St. Croix, U.S. Virgin Islands
- Proposed Hotel and Condominium

St. Martin
- Happy Bay Resort Hotel

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

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                                                 -------------------------------
                                                 Economic Study and Appraisal
                                                 -------------------------------
                                                 Newark/Fremont Hilton
                                                 -------------------------------
                                                 Newark, California
                                                 -------------------------------

Prepared by:

Hospitality Valuation Services
A Division of Hotel Consulting Services, Inc.
372 Willis Avenue
Mineola, NY 11501
516-248-8828

Submitted to:

Mr. Shirish Godbole
Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY 10036

        [LETTERHEAD OF HVS INTERNATIONAL HOSPITALITY VALUATION SERVICES]

1

                               December 31, 1996

Mr. Shirish Godbole
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, New York  10036

                                 Re:      Newark/Fremont Hilton
                                          Newark, California
                                          Ref.  # 964217

Dear Mr. Godbole:

Pursuant to your request, we herewith submit our economic study and appraisal pertaining to the above-captioned property. We have inspected the site and facilities and analyzed the hostelry market conditions in the Alameda County area. Our report was prepared in accordance with, and is subject to, the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) and the Uniform Standards of Professional Practice (USPAP), as provided by the Appraisal Institute.

Based on the available data, our analysis, and our experience in the hotel industry, it is our opinion that the market value of the fee simple interest in the subject property described in this report, as of January 1, 1997, is:

                                   $21,800,000
                TWENTY-ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS

We hereby certify that we have no undisclosed interest in the property, and our employment and compensation are not contingent upon our findings and valuation. The economic study and appraisal is made part hereof, and must remain attached in order for the value opinion set forth to be considered valid. This study is subject to the comments made throughout this report and to all assumptions and limiting conditions set forth herein.

                                   Very truly yours,

                                   HVS International

                                   A Division of Hotel Consulting Services, Inc.


                                   /s/ Stephen L. Chan
                                   Stephen L. Chan
                                   Associate


                                   /s/ Anne R. Lloyd-Jones
                                   Anne R. Lloyd-Jones, CRE
                                   Senior Vice President


                                   /s/ Suzanne R. Mellen
                                   Suzanne R. Mellen, CRE, MAI
                                   Managing Director
                                   SLC:ARL-J: SRM: nkw

HVS International, Mineola, New York                           Table of Contents
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Table of Contents

         1.   Executive Summary ........................................     1
         2.   Nature of the Assignment .................................     3
         3.   Description of the Land, Improvements,
              Zoning, Taxes, and Neighborhood ..........................     7
         4.   Market Area Analysis .....................................    24
         5.   Overview of External Forces Affecting the
              U.S. Lodging Industry ....................................    39
         6.   Lodging Market Supply and Demand Analysis ................    55
         7.   Projection of Occupancy and Average Rate .................    77
         8.   Highest and Best Use .....................................    95
         9.   Approaches to Value ......................................    97
        10.   Income Capitalization Approach ...........................   100
        11.   Sales Comparison Approach ................................   139
        12.   Cost Approach ............................................   151
        13.   Reconciliation of Value Indications ......................   157
        14.   Statement of Assumptions and Limiting Conditions .........   161
        15.   Certification ............................................   165

                  Addenda

                        Quality Assurance
                        Photographs of the Subject Property and Competitors Legal Description
                        Synopsis of Hotel Management Agreement
                        Explanation of the Simultaneous Valuation Formula

                  Qualifications

                        Stephen L. Chan
                        Anne R. Lloyd-Jones, CRE
                        Suzanne R. Mellen, CRE, MAI

HVS International, Mineola, New York                         Executive Summary 1
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1. Executive Summary

Property:                              Newark/Fremont Hilton
Location:                              39900 Balentine Drive
                                       Newark, California  94560

Date of Inspection:                    October 16, 1996
Interest Appraised:                    fee simple, including land and
                                       improvements

Date of Value:                         January 1, 1997

Land Description
----------------
Area:                                  +/-7.77 acres, or +/-338,500 square feet
Zoning:                                A - Agricultural District
Assessor's Parcel Number:              901-194-5, Parcel 1, and
                                       901-194-3, Parcel 3

Improvements Description
------------------------
Age:                                   Constructed in 1984
Property Type:                         first-class
Guestrooms:                            311
Number of Stories:
      Main Building:                   eight, including storage space and
                                       elevator cab housing on eighth floor
      Pool Courtyard:                  two stories
      Garden Courtyard:                three stories on one wing, and two
                                       stories on the remaining two wings
Food and Beverage Facilities:          Balentine's Restaurant and Lounge
Meeting Space:                         Nine rooms, 10,170 square feet
Parking:                               420 spaces (surface)

Summary of Value Parameters
---------------------------
Highest and Best Use (as if vacant):   Hold for future development
Highest and Best Use (as improved):    Transient lodgin facility
Marketing Period:                      Six to nine months
Number of Years to Stabilize:          three
Stabilized Year:                       1999

HVS International, Mineola, New York                         Executive Summary 2
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Valuation Assumptions
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Mortgage Interest Rate:                9.50%
Amortization Period:                   20 years
Debt Service Constant:                 .111856
Loan-to-Value Ratio:                   70%
Stabilized Inflation Rate:             3.5%
Equity Yield Rate:                     21.0%
Terminal Capitalization Rate:          12.6%
Brokerage and Legal Fees:              3.0%
Holding Period:                        ten years
Calculated Discount Rate:              14.02%

Estimates of Value
------------------
Income Capitalization Approach:        $21,500,000
Sales Comparison Approach:             $16,600,000 - $23,300,000
Cost Approach (Replacement Cost):      $32,500,000
Market Value Conclusion:               $21,800,000
Market Value Conclusion per Room:      $70,100

HVS International, Mineola, New York                Nature of the Assignment 3
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2. Nature of the Assignment

Subject of the Economic Study and Appraisal

The subject of the economic study and appraisal is the fee simple interest in a 1338,500-square-foot (17.77-acre) parcel improved with a 311-room, first-class lodging facility known as the Newark/Fremont Hilton, which opened in 1984. In addition to guestrooms, the subject property contains a restaurant and lounge, an outdoor pool, a whirlpool, a gift shop, an exercise room and other facilities typically found in a first-class transient lodging facility. The hotel is located at the northwestern quadrant of the intersection formed by Stevenson Boulevard and Interstate 880, in the northeastern corner of the City of Newark. Municipal jurisdictions governing the property include the City of Newark, Alameda County, and the State of California. The hotel's civic address is 39900 Balentine Drive, Newark, California, 94560.

Objective of the Economic Study and Appraisal

The objective of the economic study and appraisal is to evaluate the supply and demand factors affecting the market for transient accommodations in the Newark area for the purpose of estimating the market value of the subject property.

Market value is defined by the Office of the Comptroller of the Currency (OCC), 12 CFR, Part 34, as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.

Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.    buyer and seller are typically motivated;

2. both parties are well informed or well advised, and acting in what they consider their own best interests;

                               [GRAPHIC OMITTED]
                                   STATE MAP

HVS International, Mineola, New York                Nature of the Assignment 4
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3.    a reasonable time is allowed for exposure in the open market;

4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

Use of the Appraisal

This appraisal is being prepared for use by Morgan Stanley Mortgage Capital, Inc. in connection with their proposed financing of a package of 17 hotels, including the subject property, which are owned by Ashford Financial Corporation or related entities. The information presented in this report should not be disseminated to the public or third parties without the express written consent of HVS International.

Scope of the Appraisal

All information was collected and analyzed by the staff of HVS International. Data such as historical operating statements, site plans, floor plans, and so forth were supplied by Ashford Financial Corporation and Remington Hotel Company. Unless noted otherwise, we have inspected the competitive lodging facilities and analyzed the sales summarized in this report, and our value conclusion is based on this investigation and analysis.

Property Rights Appraisal

The property rights appraised are the fee simple ownership of the land and improvements, including furniture, fixtures, and equipment. The fee simple interest is defined as absolute ownership unencumbered by any other interest or estate, subject only to the four powers of government. The subject property is appraised as a going concern (i.e., an open and operating facility).

Method of Study

The methodology used to develop this economic study and appraisal is based on the market research and valuation techniques set forth in the text-books authored by HVS International for the American Institute of Real Estate Appraisers and the Appraisal Institute, entitled The Valuation of Hotels and Motels,(2) Hotels, Motels and Restaurants: Valuations and Market Studies,(3) The

----------
(1)   Federal Register, Vol.55, No.165, August 24, 1990; p.34696.

(2) The Valuation of Hotels and Motels, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1978.

(3) Hotels, Motels and Restaurants: Valuations and Market Studies, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1983.

HVS International, Mineola, New York                Nature of the Assignment 5
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Computerized Income Approach to Hotel/Motel Market Studies and Valuations,(4) and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations.5

The appraisal will consider the three standard approaches to value: income capitalization, sales comparison, and cost. Because lodging facilities are income-producing properties that are normally bought and sold on the basis of capitalization of their anticipated stabilized earning power, the greatest weight is given to the value indicated by the income capitalization approach. We find that most hotel investors employ a similar procedure in formulating their purchase decisions, and thus the income capitalization approach most closely reflects the rationale of typical buyers. When appropriate, the sales comparison and cost approaches are used to test the reasonableness of the results indicated by the income capitalization approach.

Ownership, Franchise, and Management History and Assumptions

The following legal description appears in a preliminary title report prepared by Founder's Title Company.

      Parcels 1 and 3, Parcel Map 3875, filed June 10, 1983, Book 138 of Parcel Maps, Page 55, Alameda County Records.

            Assessor's Parcel Numbers:       901-194-5      Parcel 1
                                             901-194-3      Parcel 3

     The appraisers assume no responsibility regarding the accuracy of this legal description.

On April 22, 1994, the Newark California Hotel Limited Partnership (formed by Ashford Financial Corporation) entered into a contract with Bruce S. Brickman & Associates, Inc., for the assignment of Brickman's rights under an existing Purchase and Sale Agreement between Brickman and the owner of the subject property, Bay Street No.16, Ltd. The purchase price under the contract was $8,350,000, cash. The closing occurred pursuant to the terms of the contract on May 18, 1994.

----------
(4) The Computerized Income Approach to Hotel/Motel Market Studies and Valuations, Stephen Rushmore, American Institute of Real Estate Appraisers, Chicago, IL, 1990.

(5) Hotels and Motels: A Guide to Market Analysis, investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992.

HVS International, Mineola, New York                Nature of the Assignment 6
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The subject property is operated under a franchise agreement with Hilton; this agreement expires on March 6, 2004. The franchise affiliation of the subject property did not change, despite its acquisition by Ashford Financial Corporation.

For the purposes of this appraisal, we have assumed the continued ownership of the subject property by Ashford Financial Corporation, and operation by Remington Hotel Company as a Hilton hotel. Because we have assumed continued ownership, the subject property's projected tax burden has been forecast based on historical figures, rather than upon a hypothetical sale.

The hotel is also subject to a management agreement with Remington Hotel Company; an abstract of this contract is presented in the Addenda to this report. Previously, the property had been managed by Interstate Hotel Corporation.

Marketing Period

In light of the renewed interest in hotel investments and the increasing availability of debt and equity capital, we believe that it will take six to nine months to sell the subject property, assuming it is placed on the market at the concluded value.

Effective Date of the Appraisal

The effective date of the appraisal is January 1, 1997. All projections are expressed in inflated dollars, and the value estimate represents 1997 dollars.

Date of Inspection

The subject property was inspected by Stephen L. Chan on October 16, 1996.

HVS International, Mineola, New York   Description of the Land, Improvements,
                                       Zoning, Taxes, and Neighborhood         7
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3.    Description of the Land, Improvements, Zoning, Taxes, and Neighborhood

LAND

The suitability of the land for the operation of a lodging facility is an important consideration affecting the economic viability of a property and its overall value. Factors such as size, topography, access, visibility, and the availability of utilities have a direct impact on the desirability of a particular site.

Size and
Topography

The subject site is located in the northwestern quadrant of the intersection formed by Stevenson Boulevard and Interstate 880, in the northeast corner of the City of Newark. Municipal jurisdictions governing the property include the City of Newark, Alameda County, and the State of California.

According to a 1995 survey from the Alameda County Assessor's Office, the subject parcel measures approximately +/-338,500 square feet, or +/-7.77 acres. The site is in the shape of an irregular rectangle. The subject site has approximately 745 feet of frontage on its southwestern border along Balentine Drive, and approximately 313 feet of frontage on its northwestern border, along Mowry School Road. Its northeastern border, which is approximately 678 feet, abuts an adjoining parcel; the southeastern border fronting Stevenson Boulevard measures approximately 476 feet. Primary vehicular access to the property is provided by Stevenson Boulevard and Balentine Drive.

The topography of the parcel is level, with no significant grading. Overall, size and topography of the subject parcel appear well suited for hotel use. The site is fully developed, with no excess land available for expansion.

Easements

The appraisers were not provided with any information concerning easements affecting the subject property. For the purposes of this appraisal, we have assumed that the property is not encumbered by any unusual or onerous easements which would affect its use or marketability.

HVS International, Mineola, New York   Description of the Land, Improvements,
                                       Zoning, Taxes, and Neighborhood         8
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Regional Access

It is important to analyze a lodging facility's ease of access with respect to regional and local transportation routes and demand generators. The subject site is readily accessible to a variety of local, county, state, and interstate highways.

Interstate 880 (I-880), the primary north-south artery, provides regional access to Stevenson Boulevard. Also known as the Nimitz Freeway, I-880 runs from its northern origin at Interstate 80 in the City of Oakland, south to San Jose, along the eastern edge of Oakland Bay. Interstate 880 is accessible from the San Francisco peninsula via the San Francisco Bay Bridge, the San Mateo Bridge, and the Dumbarton Bridge.

Other primary north-south routes serving the Newark-Fremont area are Interstate 680 and State Route 101. Interstate 680, which is located west of the subject property in Fremont, connects Federal Highway 101 in San Jose to Interstate 80, near the town of Fairfield to the north. Federal Highway 101 runs the length of the Pacific Coast of California, extending through San Francisco, San Jose, Gilroy, and Santa Monica before arriving at its southern terminus in Los Angeles. Interstate 80 is a transnational highway.

State Highways 237 and 84 are east-west routes serving the area. Highway 237 begins in Milpitas and terminates in Sunnyvale, connecting Interstates 680 and
85. Highway 84 connects the City of Fremont to Redwood City via the Dumbarton Bridge.

Local Access
and Visibility

Stevenson Boulevard is the primary east-west route connecting the City of Newark with the City of Fremont to the northeast. Balentine Drive, which runs in a north-south direction, connects Stevenson Boulevard to the nearby New Park Mall.

While there are numerous major access routes to the Newark/Fremont Hilton, its location is a disadvantage because it is situated more than a 20-minute drive north of the major concentrations of industrial and office developments in Silicon Valley and Milpitas. Traffic congestion on southbound I-880 during the morning rush hour and similar congestion in the northbound direction during the evening rush hour is another competitive disadvantage. These traffic patterns reduce the ease of access to the subject property, and can sometimes increase travel time by up to an hour.

The subject property is located in the northeastern corner of the City of Newark. In order to gain access to the subject property, motorists traveling in either direction along I-880 take the Stevenson Boulevard Exit, and travel

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in a southwesterly direction for approximately 500 feet along Stevenson Boulevard. The subject site is both highly visible and easily accessible from Stevenson Boulevard. Motorists on Stevenson Boulevard turn right onto Balentine Drive and travel for approximately 300 feet before turning right into the subject property's driveway.

Visibility of the subject property is considered to be good from both Interstate 880 and Stevenson Boulevard because of the lack of high buildings in the vicinity and the proximity of the subject property to these routes. Furthermore, the distinctive H logo on the roof, which is characteristic of Hilton properties, enhances the visibility of the subject property from the access routes. Overall, access to the Newark/Fremont Hilton is considered to be good, as is the subject property's visibility.

Airport Access

The Newark/Fremont Hilton is located approximately 15 miles northwest of San Jose International Airport, from which the subject property is readily accessible via Interstate 880 northbound. The subject property is also proximate to Oakland International Airport, which is located approximately 19 miles northwest of the subject property. Primary vehicular access from Oakland International Airport is provided by southbound I-880. San Francisco International Airport is approximately 27 miles from the subject property via the Dumbarton Bridge and I-880. Another means of access is provided by the Bay Area Rapid Transit (BART); the southern terminus of the BART is located in neighboring Fremont, approximately four miles away. In addition, the ports of Oakland and Redwood City are located within a 25-mile radius of the city limits, providing shipping links to ports along the Pacific Rim.

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Access to Local
Demand Generators

The area's primary generators of lodging demand are situated three to ten miles north of theNewark/Fremont Hilton. The following table outlines some of these major demand generators and their distance from the subject site.

Table 3-1 Local Demand Generators

===========================================================================================
                                       Approximate Distance          Approx. DrivingTime
    Demand Generator               from Subject Site (in Miles)  (in Min, non-rush/rush hr)
-------------------------------------------------------------------------------------------

    New United Motors Manufacturing              3.0                        5/10-30
    Solectron California                         7.0                       10/15-60
    LSI Logic                                    7.0                       10/15-60
    Quantun                                      7.0                       10/15-60
    Lam Research                                 4.0                        5/10-30
    Sun Microsystems                             5.0                        7/10-30
    Cirrus Logic                                 4.0                        5/10-30
    Komag                                        5.0                        7/10-30
    Seagate Magnetics                            5.0                        7/10-30
-------------------------------------------------------------------------------------------

The subject property is located further north from the primary demand generators than from most of the other competitive properties. Additionally, traffic congestion on the primary access routes during peak rush hours compounds this disadvantage. The state's current project to widen local accessways on I-880 near the subject property will partially offset this disadvantage. This roadwork is scheduled for completion by the spring of 1998.

Utilities

The subject site is served by all necessary utilities, which are provided as follows.

================================================================================
Table 3-2 Available Utilities
--------------------------------------------------------------------------------

            Utility                       Provider
            -------                       --------
            Electricity and Gas           Pacific Gas and Electric
            Water and Sewer               Alameda County Water District
            Garbage Collection            East Bay Disposal
            Local Telephone               Pacific Bell
            Long Distance Telephone       MCI - Shared Telecom

               Source:  Remington Hotel Company

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Soil and
Subsoil Conditions

Geological and soil reports were not provided to the appraisers or made available for review during the preparation of this report. The appraisers are not qualified to evaluate soil conditions other than by a visual inspection of the surface.

Nuisances
and Hazards

The appraisers have not been informed of any site-specific nuisances or hazards, and there were no visible signs of toxic ground contaminants at the time of our inspection. Because the appraisers are not experts in this field, we do not warrant the absence of hazardous waste, and we urge the reader to obtain an independent analysis of these factors.

Flood Zone

According to the Federal Emergency Management Agency (FEMA), the subject property is located within Flood Zone C according to FEMA panel number 060009-0005e dated September 30, 1988. This designation denotes areas of minimal flooding risk.

Seismicity

According to the Environmental Site Assessment performed on March 30, 1993 by Allwest Environmental, Inc., the nearest seismically active fault is the Hayward Fault Zone, which is located approximately three miles east of the subject site. The subject site does not lie within the Alquist-Priolo Special Studies Zone.

Legal Description

A copy of the subject property's legal description, as prepared by Founder's Title Company, is described in the section of this report entitled "Nature of the Assignment."

Conclusion

The subject parcel appears to be well suited to its current use as the site of a lodging facility. We have analyzed the issues of size, topography, access, visibility, and the availability of utilities, and have noted the following advantages and disadvantages.

Advantages

o The subject property enjoys good visibility and access from both I-880 and Stevenson Boulevard.

o The subject property is served by all of the necessary utilities, in sufficient capacity.

o The topography and shape of the subject site are well suited to its current use.

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Disadvantages

o The primary demand generators are located further from the subject property than from other competitive properties.

o Traffic congestion on the primary access routes detracts from the accessibility of the subject property.

The advantages exhibited by the subject site are all important characteristics of a hotel location. However, because of the frequent traffic delays on I-880 and the subject property's distance from major demand generators, the subject property's competitiveness is significantly reduced.

IMPROVEMENTS

The quality of a lodging facility's physical improvements has a direct influence on its marketability and attainable occupancy and average rate. The design and functionality of the structure can also affect operating efficiency and overall profitability. This section investigates the subject property's physical improvements and personal property in an effort to determine how they contribute to total value. The following description of the improvements is based on our inspection of the hotel and information provided by the Remington Hotel Company.

The Newark/Fremont Hilton is a first-class lodging facility containing 311 rentable units in two wings and one eight-story tower, +/-10,170 square feet of meeting space, a restaurant and lounge, an outdoor pool, a beauty salon, a gift shop, and appropriate back-of-the-house facilities. The property opened in October 1984, and is currently operated under a management agreement with Remington Hotel Company. Overall, the hotel appears to be in good condition; management representatives informed the appraisers that the building systems are in working condition. The hotel is franchised under a license agreement with Hilton and reportedly meets the standards for lodging facilities of that brand.

Based on our inspection and information provided by property management, the following table summarizes the facilities available at the subject property.

                                Property Layout

                               [Graphic Ommitted]

                                   Floor Plan

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================================================================================
Table 3-3 Facilities Summary
--------------------------------------------------------------------------------

Guestroom Configuration:
    King Beds                               105  Units
    Double/Doubles                          197
    Suites                                    3
    Junior Suites                             3
    Pivot (Convertible sofa beds)             3
                                        --------
           Total                            311  Units
    Corridors                                    Double-loaded, interior
Food and Beverage Outlets:
    Balentine's Restaurant                  150  Seats
    Balentine's Lounge                       60  Seats
Meeting and Banquet Rooms:
    Grand Ballroom                5,000          Square Feet
      Ballroom I                          1,250
      Ballroom II                         1,250
      Ballroom III                        1,250
      Ballroom IV                         1,250
    Board Room                    2,000
      Fremont                               500
      Cedar                                 500
      Newark                                500
      Balentine                             500
    Seminar I                               252
    Seminar II                              432
    Seminar III                             432
    Courtside A                             600
    Courtside B                             600
    Clubroom                                270
    VIP                                     585
                                        --------
        Total                            10,171  Square Feet
Recreational Amenities                           Outdoor pool, sauna,
                                                 spa, exercise room
Other Amenities                                  gift shop, skin care salon
Parking                                     420  All-surface spaces
Elevators
    Guest                                     3
    Service                                   1
Life Safety Systems                             Sprinklers, smoke detectors
Laundry
    Ironer                                    1
    Washer                                    4 90 lbs.
    Dryer                                     4 75/115/115/90 lbs.
Building Structure                              Steel-and-concrete; wood-frame
                                                and stucco
Exterior Facade                                 Beige stucco finish, with teal
                                                blue accents
Entrance                                        Porte cochere

                          Source: Newark/Fremont Hilton

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Property Layout
and Exterior

The hotel structure is situated at the center of the site, with the axis of the hotel aligned north-south. Paved parking areas accommodating 420 vehicles are located around the hotel structure.

Vehicular access to the subject site is provided by Balentine Drive. After entering the site, guests proceed to the hotel's main entrance, which faces Balentine Drive. The loading dock is located on the eastern side, or rear, of the subject property.

The subject property's exterior is composed of a beige-colored stucco finish with off-white vertical accents, and teal-blue roofline finishes.

Construction
and Design

The subject property consists of three buildings. The Main Tower, constructed in 1984, is an eight-story steel-and-concrete structure, with elevator cab housing and storage space in the eighth story. Adjoining the Main Tower is the "U"-shaped Pool Courtyard, built around the pool and whirlpool. The Pool Courtyard was also constructed in 1984, and contains approximately 100 guestrooms within its two stories. In 1985, the adjoining Garden Courtyard building was constructed, adding another 98 guestrooms to the subject property's total room count. This structure surrounds a pond and a gazebo. Of the four wings in the Garden Courtyard, three are two stories high, while the remaining wing is three stories in height. The Garden Courtyard was constructed on a wooden frame with a stucco finish. A building layout of the subject property is presented in the Addenda to this report.

Lobby

The art-deco theme lobby was completely renovated in 1995 and features a two-story atrium over the seating area and neon highlighted wall sconces. The tan, teal, and maroon color-schemed lobby area is attractively decorated and in very good condition. Guests entering from the port cochere will find the guest registration desk to their immediate right, and a car rental desk and stairway leading to the second floor to their immediate left. Further to the right are corridors leading to the pool and garden courtyards, while to the left is the entrance to Balentine's Bar & Grill and meeting spaces. Directly ahead is a guest seating area, elevator banks for the tower, and a gift shop, as well as rest rooms.

Food and
Beverage Outlets

Balentine's Bar and Grill is the subject property's multi-purpose restaurant, serving Continental cuisine for breakfast, lunch, and dinner seven days a week. Located immediately to the north of the lobby, this area was renovated in 1995 and is in very good condition. The restaurant space is

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attractively decorated with a raised dining area and appealing two-story-high ceilings, with side windows providing natural illumination during lunch hours. At the time of the renovation, new carpet, wall covering, and artwork was installed and new chairs and tables purchased.

Meeting and
Banquet Space

The subject property's function space is located in two areas. The bulk of the meeting space is located just north of the restaurant; smaller seminar rooms are also located just east of the lobby area. The meeting space, like much of the rest of the subject property, underwent extensive renovations in 1995. The 5,000-square-foot main ballroom features 15-foot-high ceilings and new carpeting. The boardroom features appealing high quality furnishings and finishes that were completely redone in 1995 and are in excellent condition.

Guestrooms

The subject property's 311 guestrooms are of a fairly typical layout and configuration, averaging approximately 325 square feet in size. Typical guestroom furniture and fixtures include the following items.

o One king or two double beds with wall-mounted headboards and quilted bedspreads

o     Night table with a lamp and a touch-tone telephone

o     Dresser with a lamp and a wall-mounted mirror

o     Closet with mirrored doors

o     Wall-to-wall carpeting

o     Card table with two chairs and a floor lamp

o     Draperies with black-out lining and sheers

o     Vinyl wallcovering

o Bathroom with tiled floor, commode, sink, tub/shower combination and wall-mounted hairdryer

o     Smoke detector and sprinklers

o     Central heating and ventilation system with individual controls

At the time of our inspection, the subject property's guestrooms appeared to be in good condition. According to property management, the guestrooms feature new bedspreads and drapes for approximately 75% of the hotel rooms, with the remainder to be replaced by year-end 1996.

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Additionally, all case goods were revarnished in 1995. In November 1996, all guestroom chairs will be reupholstered. By year-end 1996, all the guestrooms will have a second phone located by the work desk.

Guestroom Corridors

Guestroom corridors are wide enough to permit the easy passage of housekeeping and room service carts. The corridors are finished with vinyl wall covering and attractive wall sconces.

Recreational  Amenities

Recreational amenities include an outdoor pool, a spa, a sauna, an exercise room, and an extensively landscaped courtyard.

Back-of-the-
House Space

The subject property's back-of-the-house space is conveniently and logically located. Front office and reservations areas are located directly behind the front desk. Administrative and sales offices are located along the western wing of the pool courtyard. The kitchen, storage, receiving, employee cafeteria, and employee lockers are located to the east of the main ballroom and restaurant. Laundry and the property's HVAC system are located just north of the Tower's elevator banks. Based on information provided by property management, all of the subject property's operating systems are in good working order.

Vertical Transportation

Vertical transportation is provided by five elevators. Two guest elevators and one service elevator provide access to the Tower and Pool Courtyard. The remaining elevator provides both guest and house service to the Garden Courtyard.

Heating, Ventilation, and Air Conditioning

The hotel employs a four-pipe system to meet heating and cooling needs for the 311 guestrooms. Property heating is provided by six boilers with a total capacity of 1,000 gallons. Two boilers are used for circulated space heating, another two provide hot water to the public areas, a fifth is for the restaurant dishwashing machine, and one is used for guestroom hot water. Cooling is provided by two 10,000-ton chillers for the Tower, and one chiller for the Garden Courtyard. Air ventilation is provided by a second-floor air handling unit package. Property management indicates that all HVAC equipment is in good condition.

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Fire Protection

All guestroom and public areas feature sprinklers. All areas are covered by smoke detectors, which are linked to a central panel located at the front office. The property also features six stairwells for guest evacuation and exit.

Security

All of the subject property guestrooms employ electronic door locks. Additionally, all employees are trained in security protocols.

Asbestos

According to information provided by management representatives, there is no asbestos present in the subject property's improvements; however, we have not been provided with an asbestos report to confirm this assertion. The reader should be advised that any costs associated with asbestos removal or containment may have an unfavorable impact on the hotel's market value, and the estimate set forth in this appraisal reflects our value conclusions prior to the deduction of any such costs. We suggest that interested parties initiate an independent analysis regarding current asbestos levels and the capital expenditures necessary to remove any asbestos that is present.

ADA Conformance

Following the January 26, 1992 passage of the Americans with Disabilities Act
(ADA), hotels are subject to new physical standards. The appraisers are not experts on ADA compliance, and we render no opinion regarding the subject property's conformance to ADA standards. Capital expenditures that may be necessary to bring the property into accordance with the ADA will reduce our estimate of market value. Any ongoing costs related to ADA regulations are expected to be funded by normal replacement reserves.

Conclusion

Overall, the subject property's improvements appear appropriate for hotel use. With the subject property's recent extensive renovations and ongoing refurbishments, the Newark/Fremont Hilton is considered to be in very good condition and features high quality facilities and a guestroom product that will continue to keep it competitive with area lodging facilities. For the purposes of this appraisal, we have assumed that the subject property will be maintained in its present condition throughout the assumed ten-year holding period. Specifically, it is assumed that hotel management will employ standard preventive maintenance measures, and that a reserve for replacement fund will be established which will fund the cost of any future necessary capital expenditures.

ZONING

According to the City of Newark zoning regulations and map dated May 1991, the subject property is zoned as follows:

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                            A - Agricultural District

According to the City of Newark Planning and Zoning Office, the subject property is located in an area originally zoned for agricultural purposes. However, a conditional use permit and planned unit development were filed by Duffel Financial and Construction Company, and granted by Resolution 951 on November 23, 1982. The conditional use permit designated the area appropriate for uses permitted by the CC - Community Commercial District, which expressly includes hotels and motels. The subject property is reportedly in compliance with the conditional use permit as granted by Resolution 951, as of the date of our inspection. We assume that all necessary permits and approvals have been secured (including an appropriate liquor license), and that the subject property was constructed in accordance with local zoning ordinances, building codes, and all other applicable regulations. Our zoning analysis should be verified before any physical changes are made to the hotel.

ASSESSED VALUE AND TAXES

Property (or ad valorem) tax is one of the primary revenue sources of municipalities. Based on the concept that the tax burden should be distributed in proportion to the value of all properties within a taxing jurisdiction, a system of assessments is established. Theoretically, the assessed value placed on each parcel bears a definite relationship to market value, so properties with equal market values will have similar assessments and properties with higher and lower values will have proportionately larger and smaller assessments. Depending on the taxing policy of the municipality, property taxes can be based on the value of the real property or the value of the personal property and the real property.

Because the objective of assessed value is to maintain a specific value relationship among all properties in a taxing jurisdiction, comparable hotel assessments should be evaluated to determine whether the subject property's assessed value is equitable.

Property taxes in California are assessed and collected by a county government on behalf of local taxing districts. The property tax information pertaining to the subject properties is provided by the Alameda County Assessor's Office. The taxing jurisdiction governing the subject property assesses real and personal property. Under the provisions of the Jarvis-Gann Amendment (also known as Proposition 13, and enacted in June, 1978, by California voters), the assessed value of a property may increase no more than 2.0% annually, and the property taxes are limited to 1.0% of market

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value of business property. Added to the property taxes are amounts needed to pay off bonds approved by the voters prior to July 1, 1978, which raises the average tax rate to about 1.1%. Under the terms of Proposition 13, a sale of the subject property triggers a reassessment of the hotel, with the sale price forming the basis of the new assessment. The purpose of this appraisal is to estimate market value; market value inherently assumes the sale of the property as of the date of value. If such a sale were to occur, the hotel's assessed value would be adjusted to be in line with the sales price. However, this appraisal is being prepared for the use of Morgan Stanley in connection with their financing of this hotel, and the property will continue to be owned by Ashford Financial Corporation. As no sale will occur as of the date of value, we have assumed that the assessed value will remain at the historical levels, increasing by 2% per year as provided by Proposition 13. The resultant tax burden will be utilized in our forecast of income and expense.

According to the Alameda County Tax Assessor, the subject property's parcel numbers are as follows.

                     Parcel 1      901-194-5
                     Parcel 3      901-194-3

The subject property's assessed value and taxes for the 1995/96 tax year are set forth as follows.

================================================================================
Table 3-4  Historical 1995/96 Assessed Value and Taxes
--------------------------------------------------------------------------------

Land                                $2,911,237
Improvements                         4,624,383
Personal Property                    1,010,585
                                    ----------
  Total Assessed Value              $8,546,205

Applied Tax Rate                        1.1556%
                                    ----------
Gross Taxes                            $98,760
Bond and Flood Tax                         121
Special Assessments                     64,693
                                    ----------
Total Taxes                           $163,574

--------------------------------------------------------------------------------

The following table shows how the tax rates for the subject property's taxing jurisdiction have changed since 1987/88.

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Table 3-5  Historical Tax Rates:  1987/88 - 1995/96
--------------------------------------------------------------------------------

                        Tax Rate per $100       Percent Change From
      Fiscal Year         of Assessment           Previous Year
  -----------------------------------------------------------------------
      1987/88                 1.4035 %                 ---
      1988/89                 1.3356                  (4.84)%
      1998/90                 1.3343                  (0.10)
      1990/91                 1.1907                 (10.76)
      1991/92                 1.1809                  (0.82)
      1992/93                 1.0631                  (9.98)
      1993/94                 1.1746                  10.49)
      1994/95                 1.1675                  (0.60)
      1995/96                 1.1556                  (1.02)

  Average Annual Compounded Change                    (2.40)%

                  Source: Alameda County Tax Assessor's Office

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Between 1987/88 and 1995/96, the tax rate for the subject parcel decreased at an average annual compounded rate of 2.4%. While decreases in real property value generated by the national recession resulted in increased tax rates in 1993/94, as local governments attempted to maintain revenue levels, these increases are anticipated to level off during the remainder of our projection period.

For the
purposes of this appraisal, we have utilized the tax amount indicated in the subject property's 1995/96 tax bill as a basis for our projection. Assuming current management and ownership, the subject property's 1995/96 assessments reflect current assessed values. Real estate taxes have been forecasted to increase by the maximum 2.0% assessed value increase per year, assuming a stable tax rate, as stipulated by Proposition 13. The following table presents our forecast of property taxes through the 2000, which is expected to be the stabilized year of operations for the subject property.

Applying the projected
increases to the historical base year tax burden yields the following forecast of property taxes for the subject property.

================================================================================
Table 3-6  Forecast of Property Tax Expense (+000)
--------------------------------------------------------------------------------

                                      1997      1998      Stabilized
   ---------------------------------------------------------------------
   Total Taxes                        $164       $167       $170
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NEIGHBORHOOD

The neighborhood surrounding a lodging facility often has an impact on a hotel's status, image, class, style of operation, and sometimes its ability to attract and properly serve a particular market segment. This section investigates the subject property's neighborhood and evaluates any pertinent locational factors that could affect its occupancy, average rate, food and beverage revenues, and overall profitability.

The subject property is located in the northwestern quadrant of the intersection formed by Stevenson Boulevard and Interstate 880, in the northeastern corner of the City of Newark. The City of Newark, which was incorporated in 1955, encompasses an area of approximately 13 square miles. The smaller Newark is eclipsed by neighboring Fremont, which is California's third-largest city in terms of land area. This factor, along with the possibility of confusing the city with Newark, New Jersey, have resulted in businesses overlooking the city as a potential home. According to the California Department of Finance, Demographic Research Unit, the population of Newark as of January 1, 1995 was estimated at approximately 40,300 residents. Newark is adjacent to the City of Fremont, and is located approximately 35 miles from the major Bay City cities of San Francisco, Oakland, and San Jose.

The subject property's immediate neighborhood is made up primarily of commercial developments, including retail establishments and office space. Several automobile dealerships, including Ford, Nissan, and Pontiac, are located northwest of the subject property, along the mile-long section of Balentine Drive between Stevenson Boulevard and Cedar Boulevard.

Duffel Center, which encompasses the subject property, as well as much of the surrounding area, is a master-planned community. Existing developments within Duffel Center include the subject property, an office building known as One Duffel Center, and Duffel Plaza, a +/-165,000-square-foot retail center.

Various restaurants are located within a block of the subject property, including a Japanese restaurant, Nijo Castle, Sizzler, and Carl's Junior. The blocks across Stevenson Boulevard to the southeast of the subject property are occupied by the retail outlets of Fremont Home Furniture Center, Home Depot, and The Saw Mill.

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The major retail mall in the vicinity of the subject property is New Park Plaza, which is located approximately one mile northwest of the subject property along Balentine Drive. The mall contains over 150 stores, and is anchored by major department stores, including J. C. Penney, Emporium, Sears, Mervyn's, and Macy's, which collectively employ more than 1,000 people.

In general, the subject property's neighborhood is considered to be in a stable phase of development. The commercial and industrial developments immediately surrounding the Newark/Fremont Hilton are limited, and of a less sophisticated nature; the subject property's first-class improvements represent a superadequacy in relation to the requirements of the local market. In addition, the surrounding developments provide little demand for hotel accommodations. Despite these locational deficiencies, current market dynamics, such as a boom in Silicon Valley and a significant shortage of lodging facilities resulting from several years of no new increases to supply, as well as the hotel's recent renovation and current effective management, have been beneficial for the subject property.

According to the Newark Chamber of Commerce, approximately 45 manufacturing plants are located in the Newark area, with primary products including processed salt, chemicals, corrugated containers, vinyl, plastics, and glass. New additions to the city's major businesses include Nancy Specialty Foods, the world's largest quiche maker, which is located in the western quadrant of the city, and employs more than 250 people.

Although the Newark/Fremont Hilton is located in the City of Newark, the subject property's primary demand generators are dispersed throughout a larger geographical area, which is generally described as the East Bay. The economies of neighboring Silicon Valley in Santa Clara County and the City of Milpitas also play a vital role in the economic growth of southern Alameda County.

Despite the availability of various types of transportation to the area, the Newark/Fremont Hilton has a locational disadvantage, as it is situated more than a 20-minute drive north of most of the demand generators in Silicon Valley and Milpitas. Traffic congestion on southbound I-880 during the morning rush hour and similar congestion in the northbound direction during the evening rush hour constitute a significant competitive disadvantage. These traffic patterns reduce the ease of access to the subject property from the demand generators, increasing effective travel time up to

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an hour. Furthermore, in comparison to the competitive properties, the subject property is less proximate to the major concentrations of industrial and office developments, which are located further south along I-880, such as Bayside Technology Park and Ardenwood Industrial Park.

Conclusion

The Newark/Fremont Hilton's distance from the center of growth in Silicon Valley, coupled with limited local demand, and traffic congestion render the subject property's location inferior to the locations of its competitors. However, despite these disadvantages, the subject property and the market area have experienced a considerable turnaround from the nadir reached in the early 1990s. Continued strength in Silicon Valley and effective and efficient subject property management, as well as an adequate reserve for replacement program, will help ensure future prosperity for the Newark/Fremont Hilton.

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4. Market Area Analysis

The economic vitality of the market surrounding the subject property is an important consideration in forecasting lodging demand and income potential. Economic and demographic trends that reflect the amount of visitation provide a basis from which to project hostelry demand. The purpose of the area analysis is to review available economic and demographic data to determine whether the local market will undergo economic growth, stability, or decline. In addition to predicting the direction of the economy, the rate of change must be quantified. These trends are then correlated based on their propensity to reflect variations in lodging demand with the objective of forecasting the growth or decline in visitation by individual market segment.

Market Area Definition

The Newark/Fremont Hilton is located in the City of Newark, the County of Alameda County, and the State of California. The economies of the Cities of Newark and Fremont in southern Alameda County are closely linked to the high-technology industries of neighboring Santa Clara County.

The economic welfare of Silicon Valley, with a boundary approximately 15 miles south of the Newark/Fremont Hilton, is particularly influential on the subject property. Silicon Valley encompasses most of northwestern Santa Clara County, the southern end of San Mateo County, and southern Alameda County. More than 3,600 high-technology firms are located in the Valley, and more than half of the 2,500 largest electronics firms in the nation are located within a 30-mile radius of downtown San Jose. Silicon Valley currently produces more semiconductors, computers, and electronic components than any other single area in the nation.

Employment in the San Jose Metropolitan Statistical Area (MSA), which encompasses Silicon Valley, is concentrated in the computer industry. This focus has limited the diversity of the area's employment profile, and has also made the region vulnerable to fluctuations within a single economic sector. From 1989 to 1991, the San Jose MSA suffered a downturn caused by the national and local recessions and by the Persian Gulf War, which

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limited travel from the Pacific Rim. Numerous layoffs occurred in the computer manufacturing and related fields in 1991 and 1992, as firms reorganized or relocated to less expensive areas of the country, such as Austin, Texas and Denver, Colorado. Since mid-1994, Silicon Valley has been on a steady upward expansion. Spurred by significant corporate capital outlays for computer hardware, software, and networks targeted to improve productivity, as well as the recent home computer boom caused by the dramatic impact of the Internet, Silicon Valley's expansion, according to most market watchers, is considered to be steady and long term.

Economic and Demographic Data

Based on fieldwork conducted in the area and our in-house sources, we have evaluated various economic and demographic statistics to determine trends in lodging demand. A primary source of economic and demographic statistics used in this analysis is the Complete Economic and Demographic Data Source published by Woods & Poole Economics, Inc., a well-regarded forecasting service based in Washington, DC. Using a database containing more than 300 variables for each county in the nation, Woods & Poole employs a sophisticated regional model to forecast economic and demographic trends. Historical statistics are based on census data and information published by the Bureau of Economic Analysis. Projections are formulated by Woods and Poole. All dollar amounts have been adjusted for inflation, and thus growth or decline represents real change in constant dollars.

Population

Between 1980 and 1995, the population growth rates in both Alameda County and the San Francisco-Oakland-San Jose CMSA were moderately higher than that registered by the nation as a whole. In response to migration to the Sunbelt and the western United States, the state also achieved above-average population growth during the 1980s. Between 1990 and 1995, the trend changed, and Alameda County's population grew by only 0.8% - a growth rate which was lower than those achieved by the state and the nation. The change in trends was related to increasing efficiency in local industries, which reduced the demand for workers, as well as reducing the number of migrants to the Sunbelt. Population growth rates in both Alameda County and the San Francisco-Oakland-San Jose CMSA are expected to remain at, or lower than, those of the state and the nation through the year 2000. We find that the rate of population growth generally establishes a minimum rate of increase for commercial segment hotel demand; this observation also holds true for the group segment if a majority of the groups are business-oriented.

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We find that the rate of population growth generally establishes a minimum rate of increase for commercial hotel demand; this observation also holds true for the meeting and convention segment if a majority of the meetings are business-oriented.

Retail Sales

Alameda County's 1.5% average annual compounded increase in retail sales between 1980 and 1995 correlates with the moderate population gains during the same period. Despite lower population increases and recessionary economic conditions, retail sales in the area increased to 1.6% annually between 1990 and 1995. However, retail sales levels in Alameda County are projected to grow at just 0.6% annually throughout the remainder of the decade, significantly lower than the averages for the CMSA, the state, and the nation.

Personal Income

The effects of the national economic recession on the State of California are reflected in the per-capita personal income figures. Personal incomes in the CMSA grew at a rate of 2.5% between 1980 and 1995 as a result of the economic vitality of Silicon Valley. However, the defense cutbacks and the slowdown in growth of Silicon Valley greatly diminished increases in personal income, which increased by 1.4%, compared to the national average of 1.9% between 1990 and 1995. Projections for 1995 through 2000 indicate a gradual recovery for the area with a healthy regional, state, and national economy.

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Work Force Characteristics

The characteristics of an area's work force provide an indication of the type and amount of visitation generated by local businesses. Sectors such as finance, insurance, and real estate (FIRE), wholesale trade, and services produce a considerable number of visitors who are not particularly rate sensitive. The government sector often generates room night demand, but per-diem reimbursement allowances often limit the accommodations selection to budget and mid-priced lodging facilities. Manufacturing, construction, and the transportation, communications, and public utilities (TCPU) sectors are least likely to generate a significant number of hotel guests.

Total wage and salary employment in Alameda County increased at an average annual compounded rate of 1.6% between 1980 and 1995. The effects of the regional and national recession, as well as defense cutbacks during the early 1990s, resulted in a decline in the growth rate by 0.2% annually from 1990 to 1995. Services, trade, and government are the dominant employment sectors in the Alameda County economy, contributing roundly 32%, 22%, and 17% of the 1995 labor force, respectively. Of these three major categories, services posted the largest increase between 1990 and 1995, at 1.9% annually. Employment in the services sector is projected to increase at an average annual compounded rate of 0.5% throughout the remainder of the decade. Although trade employment increased by 1.7% annually between 1980 and 1995, this growth rate declined by 0.1% from 1990 to 1995, primarily as a result of the national recession. Employment in this sector is projected to decrease at an average annual compounded rate of 0.2% between 1995 and 2000.

Growth in Alameda County's government sector declined by 2.6% annually between 1990 and 1995, due to military base closings and lower federal payrolls. Government employment is projected to continue to decline, by 7.8% annually throughout the remainder of the decade, based on continued consolidation and downsizings planned by the military.

The majority of the major employers in Milpitas and Fremont produce computer and electronic-related goods, although New United Motor Manufacturing (NUMMI), an automobile manufacturing plant, is the area's second-largest single employer, with over 4,250 employees. The following table presents a listing of manufacturing companies employing more than 500 people within the communities of Fremont and Milpitas.

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Table 4.1 Major Employers
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                                                                                             Number of
Firm                                     Service/Product                    Location         Employees
------------------------------------------------------------------------------------------------------
New United Motors Manufacturing, Inc.    Automobiles                        Fremont            5,169
Solectron California                     Contract Manufacturing Services    Milpitas           4,000
LSI Logic                                Semiconductors                     Milpitas           3,000
Quantun                                  Disk Drives                        Milpitas           2,700
Lam Research                             Semiconductor Equipment            Fremont            2,550
Sun Microsystems                         Computer Work Stations             Milpitas           2,250
Lifescan, Inc.                           Medical Blood Monitoring Systems   Milpitas           1,700
Octel Communications Corp.               Voice Processing                   Milpitas           1,600
Komag                                    Magnetic Disks                     Milpitas           1,600
Read-Rite                                Magnetic Components                Milpitas           1,480
Cirrus Logic, Inc.                       Semiconductors                     Fremont            1,383
Seagate Magnetics                        Disk Drives                        Fremont            1,306
Adaptec, Inc.                            Controller for Disk Drives         Milpitas           1,145
Linear Technology                        Semiconductors                     Milpitas             900
Allied Sysco Food Service, Inc.          Food Distribution                  Fremont              725
Xicor                                    Electronics                        Milpitas             700
LSI Logic Corporation                    Semiconductors                     Fremont              645
HMT Technology Corporation               Electronics                        Fremont              605
Safeway Stores                           Supermarket                        Fremont              600

                     Source: Fremont and Milpitas Chambers of Commerce
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We note that employers in Newark are not included in the above table because their employment figures are relatively small. The four major employers in Newark are Ross Stores, Mervyn's, Macy's, and Sears. Other major employers in Newark include automobile dealerships, salt processing plants, hotels, and restaurants. However, these businesses do not generate a significant amount of demand for the subject property's rooms.

Office and Industrial Space

Of particular importance to hotel demand in the subject market area are trends tied to office and industrial space. The major office and industrial parks proximate to the area are located within the cities of Fremont and Milpitas.

The subject market area is located within the Santa Clara/Silicon Valley office and industrial market according to Grubb & Ellis. Of the two market types, industrial space predominates in the subject market area, with a ratio of approximately 17 square feet of industrial space to one square foot of office space. The following table presents office space statistics for the cities of Fremont and Milpitas, contained within the subject market area as provided by Grubb & Ellis.

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Office Space

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Fremont and Milpitas Office Space Statistics
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          Rentable          Percent     Occupied            Percent     Vacancy
Year      Space (Sq. Ft.)   Change      Space (Sq. Ft.)     Change      Rate
--------------------------------------------------------------------------------
1993      1,984,448          ---        1,755,236            ---         11.6%
1994      2,133,500          7.5%       1,835,700            4.6%        14.0
1995      2,425,800         13.7        2,062,800           12.4         15.0

 Avg. Annual Comp.
% Change: 1993-1995              10.6%                8.4%
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Historically, the Fremont and Milpitas office markets have been overshadowed by the predominantly industrial and manufacturing orientation of the area. Furthermore, recognized concentrations of office space are primarily located in the areas of downtown San Jose and in the Peninsula communities of Mountain View and Palo Alto. The subject market area experienced a double digit increase in the supply of rentable space in 1995. However, demand did not match supply, as vacancy rates increased over the period. One factor which contributed to this dynamic is the competitive nature of the market. San Jose's Downtown Redevelopment Agency has actively promoted the downtown area for business on a large scale through incentives and major redevelopment. This project, estimated to be one of the most costly projects in U.S. history relative to the area involved, has been ongoing during the past 15 years, at a cost of approximately $1 billion. The redevelopment of the San Jose CBD is nearing completion, with the relocation of Adobe Systems to over 400,000 square feet of space in the downtown area in 1996.

Industrial Space

The Silicon Valley Industrial/R&D market is the strongest it has been in more than 15 years according to Grubb & Ellis. Industrial space represents manufacturing, warehouse, and research and development (R&D). For the Santa Clara/Silicon Valley market, as well as the subject market area, research and development represents over 60% of total inventory, indicating a strong presence of extended-stay and commercial demand generators for area hotels. Overall, the R&D inventory is the largest concentration of its type in the United States and is made up of many Fortune 500 "high tech" company headquarters.

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In response to surging sales and large scale hiring, expanding high-tech companies are acquiring record amounts of land in Silicon Valley. According to Grubb & Ellis, "in 1995, R&D product demand was the driving force behind the recent level of user land acquisitions which is unequaled in Silicon Valley history. Large parcels were acquired by Cisco Systems, Applied Materials, Octel, Hyundai and Altera in 1995." New construction in the way of build-to-suit and some speculative construction has begun and is expected to continue on a large scale into 1997, according to Grubb & Ellis.

While Silicon Valley has grown considerably from the recessionary period of the early 1990s, the high rates of growth exhibited between 1995 and mid-1996 are considered to be unsustainable over the long term, and are not necessarily indicative of rates of growth over the near term. Although projected rates of growth will not match historical levels, they are nonetheless projected to increase at a healthy, sustainable pace. Current economic data indicate continued improvement in the area's core strength of semiconductors, personal computers, hardware, and software development industries. Supporting these industries, nationwide corporate capital spending continues to increase as companies expand in a buoyant economy. In search of greater operating efficiencies and productivity levels, large and small companies are targeting their reinvestment outlays toward the next generation of technology. In conjunction with this trend, Silicon Valley is evolving into a more diverse and, therefore, better insulated, market, evidenced by its growth in the following industries: telecommunication, computer software, computer hardware, electronic components, biotechnology, workstations, networking, and consulting.

On a more local level, the availability of the subject market area's industrial space continues to expand at a healthy pace. The following table presents industrial space statistics for the cities of Fremont and Milpitas, contained within the subject market area as provided by Grubb & Ellis. Please note that 1994 data were not broken out by geographical areas by Grubb & Ellis.

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Fremont and Milpitas Industrial Space Statistics
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                    Rentable             Occupied                  Vacancy
    Year         Space (Sq. Ft.)      Space (Sq. Ft.)               Rate
--------------------------------------------------------------------------------
    1993           33,441,461            30,227,792                 9.6 %
    1994               N/A                  N/A                     N/A
    1995           41,836,700            40,687,100                 2.7

   Avg. Annual Comp.
  % Change: 1993-1995             11.%                  16.%

                              Source: Grubb & Ellis
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The Fremont and Milpitas industrial submarket, which is part of the subject market area, is considered to be the second largest submarket in terms of total square feet, after San Jose in the Santa Clara/Silicon Valley market. Since 1993, the subject market area's demand for industrial space has outpaced supply, resulting in a decline in the area's vacancy rate from a recessionary level of 9.6% to a record level of 2.7%. The subject market area's level of vacancy is among Silicon Valley's lowest, with only the significantly smaller, booming submarkets of Mountain View and Cupertino recording even lower levels. With these levels of vacancy, area companies that require 100,000 square feet or more have few, if any, expansion options. As such, pressure for new R&D space to accommodate these large-block users is building. Although current rent levels for R&D buildings are between 10% to 15% below what is needed to stimulate and justify speculative construction lending and subsequent building, it is believed that a new wave of R&D and light industrial construction in the subject market area is impending. The significant development potential of the area, along with the pressing need for large R&D space, portend continued positive prospects in the area's ability to attract high quality corporate demand generators over the long term, ensuring that the subject market area will remain a dynamic and successful market.

Airport Traffic

Three major airports are located within a 30-mile-radius of the Newark/Fremont Hilton. The Newark/Fremont Hilton is located approximately 15 miles northwest of San Jose International Airport, from which the subject property is readily accessible via Interstate 880 northbound. The subject property is also proximate to Oakland International Airport, which is located approximately 19 miles northwest of the subject property. Primary vehicular access from Oakland International Airport is provided by

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I-880 southbound. San Francisco International Airport is approximately 27 miles northwest of the subject property via the Dumbarton Bridge and I-880. Historical passenger activity at the area's airports is a fairly reliable indicator of visitor trends, and these data are set forth in the following table.


==============================================================================================
Airport Statistics
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               Oakland       Percent      San Jose      Percent   San Francisco    Percent
   Year     International     Change    International   Change    International     Change
----------------------------------------------------------------------------------------------
   1990       5,512,333        ---        6,774,567       ---       31,059,820         ---
   1991       6,181,251         12.1%     7,044,942         4.0%    31,774,845           2.3%
   1992       6,542,120          5.8      7,084,942         0.6     32,608,857           2.6
   1993       7,493,782         14.5      7,005,656        (1.1)    32,768,590           0.5
   1994       8,345,792         11.4      8,086,453        15.4     34,643,100           5.7
   1995       9,834,869         17.8      8,948,747        10.7     35,898,951           3.6

      Average Annual
   Compounded % Change          12.3%                       5.7%                         2.9%

          Source: Oakland, San Jose, San Francisco International Airport Operations
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Of the three airports serving the area, San Francisco International (SFO) has by far the highest volume. All three airports in the area have generally registered steady increases in passenger volume since 1990, with Oakland International
(OAK) registering the highest growth rate of 12.3% between 1990 and 1995. Between 1990 and 1995, San Jose International (SJC) registered a moderate average annual compounded growth rate of 5.7%, while SFO grew at 2.9%.

Since 1988, passenger enplanement increases at SFO have been sporadic, and this facility's moderate growth in comparison to OAK and SJC can be attributed to the larger overall volume of traffic through this facility. The moderate decline noted at SJC in 1993 is related to construction of a runway extension to accommodate larger aircraft. The opening of this runway extension in 1994, as well to the recovering economy, are the chief reasons for the surge in passenger activity in 1994 and 1995.

Conclusion

Our review of various economic and demographic data indicates that the subject property's market area exhibits favorable conditions of growth and development. However, this near-term prospect is contingent upon the continued health of the economy, and the expansion and migration of high-technology Silicon Valley firms to outlying areas such as Fremont.

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While the near-term prospects for Fremont may be constrained by these factors, long-term prospects are clear. With its pro-growth orientation, lower cost of living, developable sites, BART access, and strategic location between two interstate freeways, Fremont is poised for continued long-term growth.

The following table summarizes the economic and demographic trends discussed throughout this section. All figures that reflect dollar amounts have been adjusted for inflation, and thus reflect real change. It should be noted that the percent changes indicated in the following tables are based on unrounded figures, and thus may not calculate exactly.

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Table 4-1 Economic and Demographic Data for the Subject Property's Market Area
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                                                                                                                  Avg. Annual
Data Type                                                                 Period      Data Point     Data Point   Comp. Change
------------------------------------------------------------------------------------------------------------------------------

Long-Term Historical Population
    Alameda County                                                       1980-1995        1,108.8       1,327.5       1.2 %
    San Francisco-Oakland-San Jose, CA CMSA                              1980-1995        5,386.1       6,591.2       1.4
    State of California                                                  1980-1995       23,792.8      31,809.5       2.0
    United States                                                        1980-1995      227,225.6     262,791.0       1.0
Short-Term Historical Population
    Alameda County                                                       1990-1995        1,278.4       1,327.5       0.8
    San Francisco-Oakland-San Jose, CA CMSA                              1990-1995        6,263.2       6,591.2       1.0
    State of California                                                  1990-1995       29,905.4      31,809.5       1.2
    United States                                                        1990-1995      249,401.4     262,791.0       1.1
Projected Population
    Alameda County                                                       1995-2000        1,327.5       1,366.6       0.6
    San Francisco-Oakland-San Jose, CA CMSA                              1995-2000        6,591.2       6,975.3       1.1
    State of California                                                  1995-2000       31,809.5      33,677.8       1.1
    United States                                                        1995-2000      262,791.0     274,758.4       0.9
Long-Term Historical Retail Sales
    Alameda County                                                       1980-1995        7,053.5       8,883.0       1.5
    San Francisco-Oakland-San Jose, CA CMSA                              1980-1995       37,158.6      48,998.6       1.9
    State of California                                                  1980-1995      154,157.0     208,913.4       2.0
    United States                                                        1980-1995    1,340,768.9   1,765,826.1       1.9
Short-Term Historical Retail Sales
    Alameda County                                                       1990-1995        8,209.1       8,883.0       1.6
    San Francisco-Oakland-San Jose, CA CMSA                              1990-1995       43,688.6      48,998.6       2.3
    State of California                                                  1990-1995      187,935.6     208,913.4       2.1
    United States                                                        1990-1995    1,557,380.2   1,765,826.1       2.5
Projected Retail Sales
    Alameda County                                                       1995-2000        8,883.0       9,133.6       0.6
    San Francisco-Oakland-San Jose, CA CMSA                              1995-2000       48,998.6      51,729.5       1.1
    State of California                                                  1995-2000      208,913.4     221,038.5       1.1
    United States                                                        1995-2000    1,765,826.1   1,846,830.4       0.9
Long-Term Historical Retail Sales Per Capita
    Alameda County                                                       1980-1995        6,361.4       6,691.5       0.3
    San Francisco-Oakland-San Jose, CA CMSA                              1980-1995        6,899.0       7,434.0       0.5
    State of California                                                  1980-1995        6,479.1       6,567.6       0.1
    United States                                                        1980-1995        5,900.6       6,719.5       0.9
Short-Term Historical Retail Sales Per Capita
    Alameda County                                                       1990-1995        6,421.2       6,691.5       0.8
    San Francisco-Oakland-San Jose, CA CMSA                              1990-1995        6,975.5       7,434.0       1.3
    State of California                                                  1990-1995        6,284.3       6,567.6       0.9
    United States                                                        1990-1995        6,244.5       6,719.5       1.5
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Table 4-1 Economic and Demographic Data for the Subject Property's Market Area
 (continued)
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                                                                                                                  Avg. Annual
Data Type                                                                 Period      Data Point     Data Point   Comp. Change
------------------------------------------------------------------------------------------------------------------------------

Projected Personal Retail Sales Per Capita
    Alameda County                                                       1995-2000        6,691.5       6,683.4      (0.0)
    San Francisco-Oakland-San Jose, CA CMSA                              1995-2000        7,434.0       7,416.1      (0.0)
    State of California                                                  1995-2000        6,567.6       6,563.3      (0.0)
    United States                                                        1995-2000        6,719.5       6,721.7       0.0
Long-Term Historical Eating and Drinking Place Sales
    Alameda County                                                       1980-1995          725.5       1,024.7       2.3
    San Francisco-Oakland-San Jose, CA CMSA                              1980-1995        4,183.3       5,929.6       2.4
    State of California                                                  1980-1995       16,496.4      24,107.7       2.6
    United States                                                        1980-1995      126,131.6     185,035.4       2.6
Short-Term Historical Eating and Drinking Place Sales
    Alameda County                                                       1990-1995          924.7       1,024.7       2.1
    San Francisco-Oakland-San Jose, CA CMSA                              1990-1995        5,268.7       5,929.6       2.4
    State of California                                                  1990-1995       21,487.0      24,107.7       2.3
    United States                                                        1990-1995      161,197.4     185,035.4       2.8
Projected Eating and Drinking Place Sales
    Alameda County                                                       1995-2000        1,024.7       1,087.5       1.2
    San Francisco-Oakland-San Jose, CA CMSA                              1995-2000        5,929.6       6,400.5       1.5
    State of California                                                  1995-2000       24,107.7      26,276.2       1.7
    United States                                                        1995-2000      185,035.4     199,127.3       1.5
Long-Term Historical Eating and Drinking Place Sales Per Capita
    Alameda County                                                       1980-1995          654.3         771.9       1.1
    San Francisco-Oakland-San Jose, CA CMSA                              1980-1995          776.7         899.6       1.0
    State of California                                                  1980-1995          693.3         757.9       0.6
    United States                                                        1980-1995          555.1         704.1       1.6
Short-Term Historical Eating and Drinking Place Sales Per Capita
    Alameda County                                                       1990-1995          723.3         771.9       1.3
    San Francisco-Oakland-San Jose, CA CMSA                              1990-1995          841.2         899.6       1.4
    State of California                                                  1990-1995          718.5         757.9       1.1
    United States                                                        1990-1995          646.3         704.1       1.7
Projected Eating and Drinking Place Sales Per Capita
    Alameda County                                                       1995-2000          771.9         795.8       0.6
    San Francisco-Oakland-San Jose, CA CMSA                              1995-2000          899.6         917.6       0.4
    State of California                                                  1995-2000          757.9         780.2       0.6
    United States                                                        1995-2000          704.1         724.7       0.6
Long-Term Historical Personal Income
    Alameda County                                                       1980-1995       18,403.1      25,809.5       2.3
    San Francisco-Oakland-San Jose, CA CMSA                              1980-1995       99,121.5     144,444.3       2.5
    State of California                                                  1980-1995      389,309.0     568,838.9       2.6
    United States                                                        1980-1995    3,163,874.0   4,443,243.2       2.3
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Table 4-1 Economic and Demographic Data for the Subject Property's Market Area
 (continued)
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                                                                                                                  Avg. Annual
Data Type                                                                 Period      Data Point     Data Point   Comp. Change
------------------------------------------------------------------------------------------------------------------------------

Short-Term Historical Personal Income
    Alameda County                                                       1990-1995       24,511.5      25,809.5       1.0
    San Francisco-Oakland-San Jose, CA CMSA                              1990-1995      135,003.3     144,444.3       1.4
    State of California                                                  1990-1995      537,579.6     568,838.9       1.1
    United States                                                        1990-1995    4,051,714.6   4,443,243.2       1.9
Projected Personal Income
    Alameda County                                                       1995-2000       25,809.5      27,411.8       1.2
    San Francisco-Oakland-San Jose, CA CMSA                              1995-2000      144,444.3     161,733.4       2.3
    State of California                                                  1995-2000      568,838.9     641,646.6       2.4
    United States                                                        1995-2000    4,443,243.2   4,972,219.5       2.3
Long-Term Personal Income per Capita
    Alameda County                                                       1980-1995       16,597.0      19,442.0       1.1
    Oakland, CA MSA                                                      1980-1995       17,401.0      20,607.0       1.1
    San Francisco-Oakland-San Jose, CA CMSA                              1980-1995       18,403.0      21,915.0       1.2
    State of California                                                  1980-1995       16,362.0      17,883.0       0.6
    United States                                                        1980-1995       13,924.0      16,908.0       1.3
Short-Term Historical Personal Income per Capita
    Alameda County                                                       1990-1995       19,173.0      19,442.0       0.3
    Oakland, CA MSA                                                      1990-1995       20,330.0      20,607.0       0.3
    San Francisco-Oakland-San Jose, CA CMSA                              1990-1995       21,555.0      21,915.0       0.3
    State of California                                                  1990-1995       17,976.0      17,883.0      (0.1)
    United States                                                        1990-1995       16,246.0      16,908.0       0.8
Projected Personal Income per Capita
    Alameda County                                                       1995-2000       19,442.0      20,058.0       0.6
    Oakland, CA MSA                                                      1995-2000       20,607.0      21,450.0       0.8
    San Francisco-Oakland-San Jose, CA CMSA                              1995-2000       21,915.0      23,187.0       1.1
    State of California                                                  1995-2000       17,883.0      19,053.0       1.3
    United States                                                        1995-2000       16,908.0      18,097.0       1.4
Long-Term Historical Employment - Alameda County
    Farm                                                                 1980-1995            2.1           1.7      (1.5)
    Agriculture Services, Other                                          1980-1995            3.9           5.0       1.7
    Mining                                                               1980-1995            1.0           0.7      (2.1)
    Construction                                                         1980-1995           29.1          36.3       1.5
    Manufacturing                                                        1980-1995           87.2          82.4      (0.4)
    Trans., Comm. & Public Utils.                                        1980-1995           34.2          41.8       1.4
    Total Trade                                                          1980-1995          128.5         166.0       1.7
    Wholesale Trade                                                      1980-1995           31.2          45.4       2.5
    Retail Trade                                                         1980-1995           97.3         120.6       1.4
    Finance, Insurance, & Real Estate                                    1980-1995           45.6          49.9       0.6
    Services                                                             1980-1995          141.2         244.0       3.7
    Total Government                                                     1980-1995          124.7         126.3       0.1
    Federal Civilian Govt.                                               1980-1995           22.1          18.9      (1.1)
    Federal Military Govt.                                               1980-1995           11.8           9.9      (1.1)
    State & Local Govt.                                                  1980-1995           90.8          97.4       0.5
TOTAL                                                                    1980-1995          597.4         754.1       1.6
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Table 4-1 Economic and Demographic Data for the Subject Property's Market Area
 (continued)
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                                                                                                                  Avg. Annual
Data Type                                                                 Period      Data Point     Data Point   Comp. Change
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Short-Term Historical Employment - Alameda County
    Farm                                                                 1990-1995       1.6           1.7             1.7
    Agriculture Services, Other                                          1990-1995       4.6           5.0             1.6
    Mining                                                               1990-1995       1.0           0.7            (7.3)
    Construction                                                         1990-1995      39.3          36.3            (1.6)
    Manufacturing                                                        1990-1995      86.9          82.4            (1.1)
    Trans., Comm. & Public Utils.                                        1990-1995      45.1          41.8            (1.5)
    Total Trade                                                          1990-1995     166.5         166.0            (0.1)
    Wholesale Trade                                                      1990-1995      43.6          45.4             0.8
    Retail Trade                                                         1990-1995     122.8         120.6            (0.4)
    Finance, Insurance, & Real Estate                                    1990-1995      51.6          49.9            (0.7)
    Services                                                             1990-1995     222.6         244.0             1.9
    Total Government                                                     1990-1995     143.7         126.3            (2.6)
    Federal Civilian Govt.                                               1990-1995      23.4          18.9            (4.2)
    Federal Military Govt.                                               1990-1995      17.7           9.9           (10.9)
    State & Local Govt.                                                  1990-1995     102.5          97.4            (1.0)
    TOTAL                                                                1990-1995     762.9         754.1            (0.2)
Projected Employment - Alameda County
    Farm                                                                 1995-2000       1.7           1.6            (1.5)
    Agriculture Services, Other                                          1995-2000       5.0           5.0            (0.3)
    Mining                                                               1995-2000       0.7           0.8             1.5
    Construction                                                         1995-2000      36.3          33.9            (1.4)
    Manufacturing                                                        1995-2000      82.4          84.5             0.5
    Trans., Comm. & Public Utils.                                        1995-2000      41.8          41.0            (0.4)
    Total Trade                                                          1995-2000     166.0         164.3            (0.2)
    Wholesale Trade                                                      1995-2000      45.4          45.2            (0.1)
    Retail Trade                                                         1995-2000     120.6         119.1            (0.3)
    Finance, Insurance, & Real Estate                                    1995-2000      49.9          48.2            (0.7)
    Services                                                             1995-2000     244.0         250.1             0.5
    Total Government                                                     1995-2000     126.3         111.7            (2.4)
    Federal Civilian Govt.                                               1995-2000      18.9          12.6            (7.8)
    Federal Military Govt.                                               1995-2000       9.9           1.4           (32.1)
    State & Local Govt.                                                  1995-2000      97.4          97.7             0.1
TOTAL                                                                    1995-2000     754.1         741.0            (0.3)
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Table 4-1 Economic and Demographic Data for the Subject Property's Market Area
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                                                                                                                  Avg. Annual
Data Type                                                                 Period      Data Point     Data Point   Comp. Change
------------------------------------------------------------------------------------------------------------------------------

Office Space - Fremont and Milpitas
    Available                                                            1993-1995     1,984,448      2,425,800       10.6 %
    Occupied                                                             1993-1995     1,755,236      2,062,800        8.4
Industrial Space - Fremont and Milpitas
    Available                                                            1993-1995    33,441,461     41,836,700       11.9
    Occupied                                                             1993-1995    30,227,792     40,687,100       16.0
Airport Statistics
    Oakland International Airport Historical Passenger Totals            1990-1995     5,512,333      9,834,869       12.3
    San Jose International Airport Historical Passenger Totals           1990-1995     6,774,567      8,948,747        5.7
    San Francisco International Airport Historical Passenger Totals      1990-1995    31,059,820     35,898,951        2.9

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The "Market for Transient Accommodations" section of this economic study and appraisal will relate these historical and projected growth trends to specific market segments based on their propensity to reflect visitation. This analysis will provide a basis for forecasting changes in room night demand in the subject property's area.

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5. Overview of External Forces Affecting the U.S. Lodging Industry

Introduction

Hotel ownership is ultimately the business of creating and enhancing value. To understand the investment potential of lodging facilities, investors must be thoroughly aware of the many forces that can cause changes in the value of their properties. Although some of these forces are internal (such as the layout and design of the facilities, the quality of management, and the condition of the property), others are external (such as the local economic environment and the competitive nature of the market). The risk associated with hotel investment lies largely with the external forces that are beyond the control of ownership and contribute to the variability of future income flows.

Investors and appraisers can project financial results by evaluating the historical impact of external forces on hotel values. Successful hotel investors seek opportunities where the risk of external forces can be minimized, thus reducing the uncertainty associated with income expectations.

When investors engage in due diligence prior to acquiring a lodging facility, they are primarily interested in trends affecting a limited geographic market area, such as a town, city, or county. A broader overview takes into account national and international travel patterns and trends. An understanding of the general characteristics of the United States hotel market is important because these trends often foreshadow economic and demographic changes in smaller areas.

This section of the appraisal will present an overview of the U.S. lodging industry by tracing many of the forces that influence hotel values. Historical economic and demographic data, and industry statistics will be analyzed to provide a basis for projections. Forecasts will be evaluated to determine their reasonableness. The conclusions represent another set of criteria that hotel investors consider in making their acquisition decisions.

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The Supply and Demand Relationship

Most business ventures are influenced by the relationship between supply and demand. In the hotel industry, supply refers to the number of units. A unit consists of one or more rooms and represents the smallest accommodation that can be rented to a guest. Each unit must have a full bath and its own entrance to a public hallway or the building exterior. Demand refers to a room night, which is one unit that is occupied for one night. The supply and demand relationship has a significant influence on a hotel's occupancy and/or average room rate.

Occupancy is calculated by dividing the number of rooms that are occupied for a specific period by the total number of rooms that are available during the same period. Average room rate is determined by dividing the total rooms revenue achieved during a specific period by the number of rooms occupied during that period; it also represents the weighted average of all the room rates charged during that period. In a market where demand is increasing faster than supply, occupancies rise and average rate growth generally exceeds inflation. When supply is increasing faster than demand, occupancies fall and average rates typically remain level or decline. Hotels generate revenue based on occupancy and average rate, and thus the supply and demand relationship is an important factor in analyzing profits and value.

Hotel occupancy levels have shown definite cycles that reflect the balance between supply and demand. The early 1970s marked the beginning of a hotel building boom reminiscent of the 1920s. Many factors contributed to this expansion, but the two main elements were readily available financing and aggressive chains that were eager to sell franchises. The new construction during the 1970s was made possible by the enormous amount of financing generated by all lenders, particularly real estate investment trusts (REITs). These high-leverage finance companies were created to allow small investors to participate in real estate mortgages and equities. The concept was quickly accepted by Wall Street, and soon billions of dollars were available to finance real estate projects. Many lenders became so overwhelmed with new money that their underwriting procedures broke down and some marginal developments were approved.

During the late 1960s and early 1970s, hotel companies actively expanded their chains through franchising. Franchising was a source of new capital, allowing hotel companies to grow and achieve national recognition using the franchisee's financial investment in individual properties. Some franchisors, eager to demonstrate sustained growth and establish a national

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presence, employed questionable marketing tactics to sell new franchises. Salespeople were often compensated based on the number of franchises sold, so there was little incentive to discourage developers from investing in poor locations and overbuilt markets. Many lenders and hostelry developers were led to believe that a national franchise would guarantee a successful operation.

The combination of readily available financing and aggressive hotel chains eager to sell franchises resulted in overbuilding and development of many poorly located, undercapitalized hostelries managed by inexperienced owners. The bubble burst on the lodging industry when inflation caused construction costs and interest rates to escalate. The 1974 energy crisis drastically reduced travel, and the accompanying recession curtailed business trips, conferences, and conventions.

Operators of marginal properties quickly fell behind in their mortgage payments, and lenders were forced to foreclose. As lenders became hostelry owners, they either organized work-out departments headed by experienced hoteliers or engaged professional hotel management companies to assume operational responsibilities. Sales data indicate that lenders who were looking for quick sales to remove nonperforming hotel assets from their books had to lower their prices substantially to attract all-cash buyers. Lenders who were willing to hold on to foreclosed hotels and employ professional management to reposition and improve the properties' operation were generally able to recoup their original investments in three to five years, once the industry began to recover. However, even lenders who repositioned their hotels had to take back favorable purchase-money financing to sell the properties because money from other sources was not available.

History has shown that during economic downturns, hotel values generally do not fall in proportion to the properties' declining incomes. Sellers, and particularly lenders who take back hotels through foreclosure, are often unwilling to sell at substantially reduced prices. They are more likely to wait out the downward cycle and dispose of their assets when the market begins to rebound. Thus, appraisers can best reflect market behavior by projecting a facility's net income to a point of recovery and applying the proper discounted cash flow procedure over that time period.

The late 1970s was a period of relative calm for the lodging industry. Because most lenders were recovering from the financial wounds inflicted by

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the 1975 recession, they had little interest in making hotel mortgages. New construction was restrained, and primarily consisted of additions to existing properties and the development of some large, downtown hotels oriented toward the commercial and convention markets. The rebirth of center-city hostelries was a direct result of fuel shortages and the availability of government financing for inner-city redevelopment projects. Highway-oriented properties, on the other hand, were adversely affected by escalating gasoline prices and decreased automobile travel, and these lodging facilities lost some of their appeal among investors and hotel companies.

Decreased building activity, the normal retirement of older hostelries from the market, and an improving economy created a favorable supply and demand relationship and record-high occupancy levels from 1979 to 1980. Average room rates increased rapidly as operators took advantage of the excess demand to recoup earlier losses and keep up with inflation.

After the decline in hotel development during the late 1970s, the environment appeared suitable for a period of renewed expansion. However, the Federal Reserve tightened the money supply in the early 1980s, sending the prime interest rate up to double-digit levels. Most of the projects that were in the preliminary planning stages but lacked sensible financing were put on hold.

Fiscal policy and declining energy prices eventually reduced the national inflation rate. This caused a decline in hotel interest rates beginning in 1983, and suddenly massive amounts of capital were available for real estate investments. Hotel developers who had been out of the market since the mid-1970s rushed to initiate new projects. They were aided by several major real estate development incentives: high occupancies and escalating room rates, readily available debt and equity financing, and unique income tax benefits designed to stimulate the national economy out of a recession.

During the early 1980s, trends were generally favorable for new hotel development. Although the recession caused a decline in lodging demand, many markets showed relatively high occupancy levels. Room rates were usually able to keep up with inflation, and the travel industry was expected to boom as a result of a recovering economy. Franchise sellers signed up new prospects aggressively, using product segmentation to justify the saturation of a market with a common brand.

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Financing was readily available from the savings and loan industry. Following deregulation, these banks were permitted to lend on commercial real estate, such as hotels. Although savings and loans had experience in making loans on single-family homes, few had expertise with commercial properties, and fewer still with hotels. The result was almost identical to the real estate investment trust fiasco the decade before: loan underwriting and administration were inept and sometimes nonexistent, the number of loans made seemed more important than the quality of the real estate and the integrity of the borrower, and short-term funds were often used to finance long-term mortgages. In the early 1990s, the industry suffered the consequences of this lending spree: most major hotel markets became severely overbuilt and many savings and loans went out of business.

Another factor contributing to hotel development in the 1980s was the very favorable treatment provided by income tax regulations. By carefully structuring hotel syndications to take advantage of all available tax benefits, investors could virtually recoup their total cash outlay in the first year and reap additional benefits in the future regardless of the economic success of the underlying asset. Because there was little incentive to justify a transaction's economics (i.e., cash flow and reversionary benefits), a number of syndicators overpaid for hotel properties, took out usurious fees, and overloaded their hotels with debt.

A change in the tax law in the mid-1980s eliminated many of the benefits associated with hotels, but the overbuilding in most markets was either in progress or had already taken place. By the end of the 1980s, the abuses of the savings and loans had become apparent, but it was too late to reverse the overbuilding. Between 1985 and 1990, approximately 556,000 rooms were added to the U.S. hotel supply.

The national economy entered another recession in 1990, and this factor (coupled with overbuilding and the Persian Gulf War in 1991) caused the national hotel occupancy rate to bottom out at 60.9%. In some markets, hotel occupancies were as low as 35%. This supply and demand imbalance was almost identical to the situation in the 1970s that led to numerous hotel failures. As in the REIT days, the number of non-performing loans reached record levels, and lenders moved to a work-out mode of operation in order to foreclose and restructure their hotel investments. Many of the savings and loans were taken over by the government and their hotel assets were sold at auction.

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According to the American Council of Life Insurance, which represents major life insurance companies, the number of delinquent hotel loans and the number of hotel loans in foreclosure peaked in 1991. This trend is undergoing a reversal as the U.S. lodging industry begins to recover. Loan restructuring was an attractive alternative to foreclosure during this period, and the number of loans in good standing with restructured terms almost doubled.

By 1993, new hotel construction had declined significantly. Lenders, trying to get out from under problematic hotel portfolios, curtailed all real estate lending and would not even consider hotels. The tax benefits associated with lodging facilities had been reduced significantly, and passive investors left the hospitality market entirely.

The slowdown in the growth of supply had a beneficial impact on occupancy levels, which started to recover in 1992. Improved occupancies are expected to continue through the late 1990s as increases in lodging demand outpace growth in supply.

Beginning in 1991, many lenders and the Resolution Trust Corporation (RTC) sold their oldest and least desirable hotels at liquidation prices. Because virtually no third-party financing was available, most lenders were forced to take back purchase-money mortgages at favorable terms in order to sell these properties without suffering massive write-downs. The newer and more desirable hotels were not put on the market, because their lenders/owners were waiting for values to recover. This course of action significantly reduced the number of transactions involving good-quality lodging facilities. The following table shows the volume of hotel transactions exceeding $10,000,000 between 1990 and 1995.

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Table 5-1   Summary of Major Hotel Transactions
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Year                        1990       1991     1992     1993     1994     1995
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Number of Transactions       130         54       67       52       92      104
Number of Rooms           40,543     16,427   25,187   19,935   33,503   36,951
Average Price Per Room  $136,000    $91,000  $85,000  $79,000  $80,000  $83,000

                            Source: HVS International

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In 1991, there were only 54 major hotel sales recorded. This number increased to 67 in 1992 and declined to 52 in 1993, then rose dramatically in

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1994 and 1995. During the low-volume years, many sellers remained on the sidelines waiting for values to increase before placing their properties on the market. The jump in 1994 is attributable to a number of factors, including the greater availability of mortgage funds, a return of institutional investors to the market, and a resurgence of investor interest in lodging facilities.

The profile of typical hotel buyers has changed somewhat. During the mid-1980s, when tax-driven syndication's were popular, many hotels were purchased by passive investors who hired management companies to operate their properties. These owners had little involvement in day-to-day management decisions, which occasionally led to poor management and financial losses. Today, most buyers of major hotels are owner-operators who bring with them both the acquisition funds (usually from a joint venture partner) and management expertise. We also note that real estate investment trusts (REITs) and public hotel companies (C-Corps) are actively acquiring hotels using funds from public equity stock offerings.

The supply of new hotel rooms is expected to increase slowly during the next several years. Lenders are beginning to return to the market, and are making some hotel loans based on conservative criteria. Initially, mortgage funds were available mainly to the budget and economy lodging sectors, for the purpose of refinancing existing properties or assisting buyers in acquisitions. Now, a number of lenders are willing to finance new construction for these small, low-end properties. Although financing is also becoming available for the acquisition of large, full-service hotels, very little has been allocated for new construction. At present, active hotel lenders are not necessarily traditional banks and insurance companies, but may include credit companies and Wall Street securities firms.

A number of hotel owners and developers are now constructing budget and economy hotels; a few are planning more upscale, full-service properties. Most lenders are taking a conservative approach to new hotel loans, which should limit new development to those projects that demonstrate true economic feasibility. As a result, severe short-term overbuilding is unlikely.

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Room Rates

The supply and demand relationship has a direct impact on hotel occupancies and an indirect influence on room rate growth. Between 1978 and 1995, hotel room rates increased at an average annual compounded rate of almost 6%. Significant rate growth was recorded during the late 1970s and early 1980s as a result of strong occupancies (70%'s) coupled with a high monetary inflation rate (14%). In recent years, room rate growth slowed as a result of low occupancies and a drop in inflation.

Hotel room rates generally increase faster than the Consumer Price Index (CPI) when occupancies are strong or moving upward. When occupancies are low or declining, room rate growth tends to lag behind the CPI; in some cases, rates may remain flat or actually drop. The following table compares the historical and projected annual increase in hotel room rates in the United States to the change in the national CPI.

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Table 5-2   Percent Change in Average Room Rates Versus CPI - U.S. Hotels
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                               Consumer Price
            Hotel Room Rate        Index               Hotel
Year        Percent Change     Percent Change        Occupancy
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1973              4.2%                6.2%             70.2%
1974              7.6                11.0              64.0
1975              7.3                 9.1              63.7
1976              8.2                 5.7              65.8
1977              8.1                 6.5              67.3
1978             14.0                 7.7              69.2
1979             17.0                11.3              71.9
1980             15.2                13.5              70.6
1981             10.0                10.3              67.9
1982              6.5                 6.2              66.7
1983              5.1                 3.2              64.4
1984              6.9                 4.3              64.0
1985              4.6                 3.6              63.1
1986              3.2                 1.9              62.5
1987              3.6                 3.6              61.9
1988              3.6                 4.1              62.3
1989              3.5                 4.8              63.2
1990              3.0                 5.4              62.4
1991              0.6                 4.2              60.9
1992              1.4                 3.0              62.1
1993              2.8                 3.0              63.1
1994              4.8                 2.6              64.7
1995              4.8                 2.8              65.5
1996              5.0                 3.0              66.0
1997              5.5                 3.5              67.0
1998              6.0                 4.0              68.0
1999              5.5                 4.0              68.0

               Sources: Smith Travel Research & HVS International

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This table shows two periods when hotel room rate growth failed to keep pace with the CPI. From 1973 to 1975, the hotel industry was suffering from overbuilding related to real estate investment trusts, a recession, and a downturn in travel caused by the oil embargo. The second period of slow room rate growth occurred between 1988 and 1993, when the industry was again affected by overbuilding and a weak economy. The table illustrates that during periods of prosperity, room rates are a good hedge against inflation; this was true even when the CPI increased at double-digit levels.

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The projections indicate a strong recovery of room rates as the relationship between supply and demand becomes more favorable. Growth is expected to peak in 1998 at 6%, which is significantly higher than the projected gain in the CPI. This may appear high, but a similar trend occurred in 1978, when room rates rose 14.0% and the CPI increased by only 7.7%.

Hotels are unique because their room rates can be adjusted at any time. Unlike office space, where rents are typically negotiated for a five-year period, hotel operators are free to base rates on occupancy trends. Using sophisticated yield management programs, modern lodging facilities can ride the demand curve and maximize room rates whenever the market permits. As a result, hotels generally offer significant upside potential during periods of economic prosperity.

If lodging facilities can increase room rates faster than the CPI and still maintain occupancies, bottom-line profits usually escalate. If they can raise room rates and occupancy at the same time, profits will grow significantly. The opposite occurs when room rates fail to keep pace with inflation. Because market value is basically a multiple of bottom-line profits, changes caused by fluctuations in occupancy and average rate have a direct impact on value.

Rooms Revenue per Available Room (RevPAR)

The ability of a hotel to maximize its occupancy and room rate is measured in terms of rooms revenue per available room (RevPAR), which is the product of occupancy and average rate. Between 1978 and 1995, RevPAR in the U.S. lodging industry increased at an average annual compounded rate of approximately 5%. As in the case of average rate, most of the increase occurred during the late 1970s, when occupancies escalated rapidly. The only decline in RevPAR occurred in 1991.

Trends in Hotel Sales

HVS International constantly monitors hotel markets in order to collect information on sales of lodging facilities. This comprehensive database is known as the Hospitality Market Data Exchange (HMDE). The HMDE includes more than 90% of all hotel sales that took place during this period.

The HMDE data shows that the number of transactions peaked at 726 in 1986. This strong activity is largely attributable to pending changes in the tax laws, which made it less favorable to own hotels. It is also possible that forward-thinking investors noted the substantial overbuilding and declining economy and decided to bail out at that time. In 1987 and 1990, the

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average sales price per room peaked at $75,000. This was more than twice the 1981 average of $36,000.

Following the 1990 peak, hotel prices fell rapidly as occupancies and profits were eroded by the massive number of hotel rooms entering the market. By 1991, the year of the Persian Gulf War, sales prices had fallen to $38,000 per room. Even the highest price per room declined from the record $1,195,652 (for the sale of the Bel Aire Hotel) to $251,816 in 1992. The market hit bottom in 1993 when the average sales price dropped to $36,000 per room. Prices recovered rapidly in 1994 and 1995 as investors became interested in hotels again and more full-service properties were put on the market. In 1995, the average sales price was $61,000 per room.

The figures presented in the HMDE represent actual sales prices; no attempt was made to adjust for factors such as favorable or unfavorable financing, forced or liquidation sales, bankruptcy sales, foreclosures, and so forth. As a result, the average price per room does not necessarily reflect market value, which assumes a willing buyer and a willing seller. Many of the transactions that took place during the early 1990s involved unwilling sellers - usually lenders who were forced to liquidate hotel portfolios quickly at prices that were below market levels. Most hotel experts agree that a recovery is underway, and they recommend that owners hold their properties until more favorable conditions prevail.

Trends in Hotel Values

A more meaningful indicator of trends in hotel value is the Hotel Valuation Index (HVI), developed by HVS International. This index tracks changes in hotel values in 23 major markets and the nation as a whole. It is developed through an income approach, using market area data provided by Smith Travel Research and operational and capitalization rate information from HVS International, and is indexed to the 1986 U.S.A. value (1.0000). The following table sets forth the HVI from 1986 to 1995.

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Table 5-3   Hotel Valuation Index per Room
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                            Valuation Index Per Room

                    1986       1987        1988        1989     1990      1991      1992      1993       1994      1995
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Honolulu           3.3571     4.0357      4.6964     5.2857    5.3214    4.7857    4.9286    4.2857     4.3929    5.6071
New Orleans        1.5357     1.7500      2.2857     2.3929    2.5000    2.6071    3.2857    3.2500     3.8929    4.4286
New York           3.5714     4.1071      4.6429     4.5357    3.9286    3.0357    2.5714    2.5714     3.1429    4.1071
San Francisco      2.5000     3.0893      3.2500     3.0714    2.9286    2.5714    2.5714    2.9643     3.2143    4.0000
Phoenix            1.2143     1.0714      1.1786     1.5357    1.4286    1.2500    1.5000    1.9643     2.3571    3.2143
San Diego          2.8571     2.3571      2.5714     2.6786    2.3929    2.5357    2.5357    2.2143     2.3571    3.0357
Miami              1.4286     1.6071      1.7321     2.1429    2.1786    2.2500    2.5714    2.7857     2.3214    2.9286
Washington, DC     2.1786     2.1786      2.4464     2.6071    2.2500    1.8571    2.0357    2.5000     2.3929    2.8929
Atlanta            1.0714     1.0179      1.0536     1.0357    1.1429    1.1250    1.2857    1.7857     2.1429    2.6786
Minneapolis        0.7321     0.6964      0.7143     0.7143    0.7857    1.0000    1.2857    1.5714     1.8214    2.1786
Chicago            1.4643     1.5000      1.5714     1.5000    1.4286    1.2143    1.2500    1.5000     1.8571    2.1786
Boston             2.3571     2.7143      2.6071     2.1429    1.8214    1.2500    1.3036    1.3214     1.6071    2.1071
Fort Lauderdale    1.4643     1.2679      1.3214     1.4286    1.4821    1.3571    1.7143    1.8929     1.6071    1.9286
Orlando            1.5000     1.6429      1.9286     2.5000    2.5357    1.8929    2.0714    1.7857     1.6071    1.8929
Denver             0.5357     0.4464      0.4643     0.4821    0.7857    0.9268    1.0357    1.3214     1.5000    1.8571
Dallas             0.5536     0.6250      0.6607     0.7321    0.7857    0.7143    0.9643    1.0357     1.3214    1.7143
USA                1.0000     0.9464      1.0536     1.1250    1.0714    0.9214    0.9929    1.1429     1.3214    1.6071
Los Angeles        2.1071     2.2857      2.3929     2.4643    2.1786    1.5714    1.0714    0.9643     1.1964    1.5000
Tampa              0.8393     0.7679      0.8571     1.1429    1.2857    1.0357    1.0714    1.0357     1.1071    1.3214
Anaheim            1.7679     1.7321      1.7500     1.8571    1.6071    1.2857    0.9642    0.9464     0.8393    1.2500
Houston            0.3571     0.4286      0.6964     0.7857    1.1071    1.1607    1.1429    1.0357     1.0000    1.1786
Philadelphia       1.4643     1.5357      1.4286     1.3214    1.0714    0.6786    0.5714    0.6071     0.7500    1.0714
Norfolk            1.1786     1.0536      0.9286     0.7857    0.6429    0.5357    0.6071    0.6429     0.7500    0.9643
Riverside          0.9643     1.2143      1.5714     1.7143    1.4643    1.2500    0.7857    0.5357     0.4286    0.5357

                           Source: HVS International

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The HVI can be used to show the value change in a particular market over time or to show the relative difference in hotel values in various cities. The following table shows the annual change in hotel values in 23 major markets and the United States as a whole.

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Table 5-4   Percent Change in the Hotel Valuation Index
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                              Annual Percent Change

                   '86-87   '87-88  '88-'89   '89-'90  '90-'91  '91-'92  '92-'93   93-'94  '94-'95  '86-'95
-----------------------------------------------------------------------------------------------------------
Honolulu             20 %     16 %     13 %       1 %    -10 %      3 %    -13 %       3 %     28 %     67 %
New Orleans          14       31        5         4        4       26       -1        20       14      188
New York             15       13       -2       -13      -23      -15        0        22       31       15
San Francisco        24        5       -5        -5      -12        0       15         8       24       60
Phoenix             -12       10       30        -7      -13       20       31        20       36      165
San Diego           -18        9        4       -11        6        0      -13         6       29        6
Miami                12        8       24         2        3       14        8       -17       26      105
Washington, DC        0       12        7       -14      -17       10       23        -4       21       33
Atlanta              -5        4       -2        10       -2       14       39        20       25      150
Minneapolis          -5        3        0        10       27       29       22        16       20      198
Chicago               2        5       -5        -5      -15        3       20        24       17       49
Boston               15       -4      -18       -15      -31        4        1        22       31      -11
Fort Lauderdale     -13        4        8         4       -8       26       10       -15       20       32
Orlando              10       17       30         1      -25        9      -14       -10       18       26
Denver              -17        4        4        63       18       12       28        14       24      247
Dallas               13        6       11         7       -9       35        7        28       30      210
USA                  -5       11        7        -5      -14        8       15        16       22       61
Los Angeles           8        5        3       -12      -28      -32      -10        24       25      -29
Tampa                -9       12       33        12      -19        3       -3         7       19       57
Anaheim              -2        1        6       -13      -20      -25       -2       -11       49      -29
Houston              20       62       13        41        5       -2       -9        -3       18      230
Philadelphia          5       -7       -8       -19      -37      -16        6        24       43      -27
Norfolk             -11      -12      -15       -18      -17       13        6        17       29      -18
Riverside            26       29        9       -15      -15      -37      -32       -20       25      -44

                           Source: HVS International

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On a national basis, hotel values rose in 1988 and 1989, then declined in 1990 and dropped by 14% in 1991. A turnaround commenced in 1992, when values increased by 8%; still greater increases of 15% in 1993, 16% in 1994, and 22% in 1995 signaled that a recovery was well underway. In the case of the individual cities, it is obvious that the movement in national hotel values has been offset somewhat by trends in local markets. Between 1986 and 1995, Riverside hotels lost more than 40% of their value, while San Francisco showed a 60% increase. Anaheim, Los Angeles, and Philadelphia also suffered significant drops.

Future Trends

Most hotel owners, operators and lenders agree that the U.S. lodging industry has emerged from one of the worst periods since the Depression of 1929. Today, there are many indications that signal a strong recovery is underway, and most hotels have experienced a dramatic rise in profitability. Conversely, the hotel industry remains cyclical, and there are long-term trends and risk factors that could have an unfavorable impact on the operating results and investment potential of lodging facilities. The following

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list summarizes the positive and negative factors that are likely to influence the U.S. lodging industry in coming years.

o No significant amount of new hotel development is likely to occur during the next three to five years. Lenders stopped financing new hotels in the early 1990s because of the high rate of loan defaults, and they are only now starting to make construction loans. Although mortgage funds are available to refinance existing properties and construction loans are being made for economy hotels, mortgages for new hotels in the mid-rate, first-class, and luxury categories are still difficult to secure. This lack of financing is major barrier to entry, and will prevent a number of proposed projects from moving forward. With only a slow increase in supply, hotel occupancies should rebound as fast as the growth in demand permits.

o An additional barrier to entry is the current discrepancy between market values and replacement costs for first-class and luxury hotels. In today's market, many upscale hotels are still selling for prices that are below what it would cost to develop a comparable hotel. As a result, there is little justification for building a new hotel when a similar, existing facility is available for sale at some fraction of the cost. Until the gap between market value and replacement cost narrows, there will be minimal new hotel construction in the upper-tier segments. The market values and replacement costs of budget and economy hotels have been in equilibrium for several years which is another reason why new development is proceeding in these segments.

o The U.S. economy continues to improve, which suggests that more people are traveling. Many people curtailed their travel plans during the recent recession, and there is likely to be pent-up demand that will be released as consumer confidence escalates.

o Minimal additions to the hotel supply coupled with growth in demand should result in further improvement in occupancies during the next several years.

o As shown by the historical data, hotel room rates rise rapidly as occupancies escalate. The most frequent complaint that owners and operators had during the recent recession was their inability to achieve average rate gains. Starting in 1994, gains in hotel room rates returned to levels in excess of inflation, foreshadowing enhanced profitability. In real dollars, hotel room rates are expected to return to 1988 levels by

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      1998. This is a good indication that hotel values will return to record levels in the next two to four years.

o The low cost of capital is another factor that tends to enhance value. Because capitalization rates are tied directly to the price of capital, the lower the cost, the lower the cap rate and the higher the value. The cost of hotel debt capital averaged 10.5% in 1990. Today, similar financing is available at 8.5% to 9.5%. Recent hotel sales support the downward trend in capitalization rates.

o Government regulations are becoming increasingly expensive for the U.S. hotel industry. A national health care policy could force small operators to provide better benefits for many more employees, particularly the part-time workers who are used extensively by hotels and restaurants. Environmental laws are becoming stricter and will require hotels to implement recycling, reuse, and conservation procedures. Congress has limited deductions for meals and entertainment expenses, which increases the cost of doing business in hotels and restaurants. Local municipalities use hotel rooms taxes as a source of revenue for general use, and the hotel rooms tax is so high in some areas that it has driven away demand. This is particularly true with respect to meetings and conventions, which can be held in cities that tax accommodations at a lower rate.

o Improved technology is rapidly changing the way business is conducted. During the next decade, advances such as video communication, enhanced data transfer, and faster transportation are expected to limit the need for face-to-face meetings and shorten the time that executives are away from their offices. Commercial hotels are bound to be influenced by this trend.

Conclusion

Interest in hotel acquisition has increased significantly during the past several years. Buyers have concluded that future earnings trends are likely to be favorable, and the risks posed by overbuilding or an economic downturn are small. Some sellers are holding their properties until prices reach a higher level. Consequently, we believe there is pent-up desire to sell once prices begin to approach levels that allow the existing (or restructured) debt to be paid off.

The fact that numerous buyers are chasing very few acquisition opportunities has had a favorable impact on recent sales prices. For buyers to be successful in this highly competitive market, their projected operating results

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must take into account at least a portion of any upside created from improved performance, particularly if the improvement can be readily achieved through management efficiencies. Capitalization rates based on historical operating income have fallen during the past several years. Hotel buyers in today's market must be aggressive in all of their acquisition assumptions. As a result, hotel values in some parts of the country are approaching the levels registered during the mid-1980s, and a full recovery is expected to occur in the next two to four years.

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6. Lodging Market Supply and Demand Analysis

MARKET FOR TRANSIENT ACCOMMODATIONS

The market for transient accommodations is an all-encompassing term referring to the many types of travelers who use lodging facilities in a given area. These travelers represent the market's accommodated room night demand. This section will begin with an analysis of historical demand trends to determine what changes have occurred; the historical number of competitive hotel rooms will then be estimated to evaluate local supply trends. Areawide occupancy levels can be calculated based on the number of hotel rooms available in the market and the demand for lodging accommodations. The total hotel room night demand will be divided into individual market segments to allow us to forecast growth rates based on the economic and demographic data set forth earlier in this report.

Historical Supply and Demand Data

Smith Travel Research (STR) has compiled historical supply and demand data for the subject property and its competitors. This information is presented in the following table, along with the marketwide occupancy, average rate, and rooms revenue per available room (RevPAR). RevPAR is calculated by multiplying occupancy by average rate, and provides an indication of how well rooms revenue is being maximized.

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Table 6-1 Historical Room Supply and Demand Trends (STR)
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                                                                                                  Year to Date     Average Annual
                                                                                                ----------------- Compounded Growth
                           1989      1990      1991      1992       1993      1994       1995     1995     1996     1989 - 1995
-----------------------------------------------------------------------------------------------------------------------------------
Number of Rooms            1,873    1,873     1,873     1,873      1,873     1,873      1,873     1,873     1,873
Annual Guestroom Supply  683,645  683,645   683,645   683,645    683,645   683,645    683,645   455,139   455,139
Percent Change              --        0.0%      0.0%      0.0%       0.0%      0.0%       0.0%     --         0.0%     0.0%

Room Night Demand        431,325  450,325   425,523   440,404    443,749   492,180    518,903   346,449   371,693
Percent Change              --        4.4%     (5.5%)     3.5%       0.8%     10.9%       5.4%     --         7.3%     3.1%

Occupancy                   63.1%    65.9%     62.2%     64.4%      64.9%     72.0%      75.9%     76.1%     81.7%
Percent Change              --        4.4%     (5.6%)     3.5%       0.8%     10.9%       5.4%     --         7.4%     3.1%

Average Rate              $68.68   $71.51    $71.38    $69.61     $70.08    $70.74     $75.60    $75.42    $85.33
Percent Change              --        4.1%     (0.2%)    (2.5%)      0.7%      0.9%       6.9%     --        13.1%     1.6%

RevPAR                    $43.34   $47.13    $44.40    $44.83     $45.48    $50.93     $57.38    $57.39    $69.71
Percent Change              --        8.7%     (5.8%)     1.0%       1.5%     12.0%      12.7%     --        21.5%     4.8%
-----------------------------------------------------------------------------------------------------------------------------------

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It is important to note some limitations of the STR data. The hotels utilized in the STR data represent properties that are competitive with the subject property. Hotels are occasionally added to or removed from the sample, and not every property reports data in a consistent and timely manner; these factors can influence the overall quality of the information by skewing the results. These inconsistencies may also cause the STR data to differ from the results of our competitive survey. Nonetheless, we find that hotel buyers often rely on STR statistics, and thus they are considered relevant to this study.

The preceding table presents the subject property's competitive market from 1989 through year-to-date August 1996. Marketwide annual guestroom supply has remained unchanged over the period. Although the national economic recession's effect upon the Northern California economy during the early 1990s was more delayed and less severe than the rest of the nation, the Persian Gulf War in 1991 punctuated the market's weakest period, resulting in declines in marketwide occupancy and average rate in that year. Following 1991, room night demand rebounded, albeit at lower rates of growth, while average rate declined in 1992. Overall marketwide RevPAR increased moderately in 1992 and 1993.

In 1994, with the national economy gaining strength and a boom in Silicon Valley, marketwide room night demand increased at double digit rates, resulting in a RevPAR gain of 12.0%. With resurgent occupancy levels, marketwide average rate increased alongside strong occupancy gains in 1995, resulting in a second year of double-digit RevPAR gains. Year-to-date August 1996 data indicate a continuation of this trend at even greater levels, as marketwide RevPAR has increased by 21.5% over the prior-year period. The recent dynamic of increasing RevPAR levels has resulted from strong demand coupled with a lack of new room supply. It is important to note that this performance is not likely to be sustainable over the long term, as demand will eventually slacken and new supply will enter the market. However, the current high occupancy levels (81.7% for the year-to-date 1996) suggests that this market is probably turning away demand due to lack of available room nights. The presence of such unaccommodated demand should somewhat cushion the impact of any new supply in the market area.

Overall, average annual compounded growth indicates lack of new supply, moderate general growth in room night demand, and sub-inflationary

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gains in average rate. However, these rates of growth do not reflect the dramatic increase in year-to-date performance levels.

Demand Analysis Using Market Segmentation

For the purpose of demand analysis, the overall market is divided into individual segments based on the nature of travel. Although a market may have various segments, the three primary classifications occurring in most areas are commercial, meeting and group, and leisure.

Market segmentation is a useful procedure because individual classifications often exhibit unique characteristics in terms of growth potential, seasonality of demand, average length of stay, double occupancy, facility requirements, price sensitivity, and so forth. By quantifying the room night demand by market segment and analyzing the characteristics of each segment, the overall demand for transient accommodations can be projected. Lodging demand in Union City, Newark, Fremont, and Milpitas, hereafter known as the East Bay, is generated primarily by the following four market segments.

     Segment 1      Commercial
     Segment 2      Meeting and Group
     Segment 3      Leisure
     Segment 4      Airline

Based on our fieldwork, area analysis, and knowledge of the local lodging market, we estimate the 1996 distribution of accommodated hotel room night demand as follows.

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Table 6-2 1996 Accommodated Room Night Demand
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                                 1996 Annual Room Night Demand (Rounded)
                     -----------------------------------------------------------
                                    Percentage                        Percentage
Market Segment       Market Wide     of Total    Subject Property      of Total
-------------------------------------------------------------------------------
Commercial             322,000        60%          47,000            51%
Meeting and Group      117,000        22           14,000            15
Leisure                 83,000        15           25,000            27
Airline                 18,000         4            7,000             8
                      --------       ----          ------           ----
  Total                540,000       100%          93,000           100%
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The commercial demand segment dominates the market at 60%. This is followed by the meeting and group segment at 22%. Leisure demand

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represents 15% of overall demand in the market, followed by 4% for airline. The subject property's market demand mix contains a higher share of leisure and airline demand as a result of contracts made in 1995, prior to the significant rise in occupancy and average rate levels exhibited by the market.

Using the distribution of accommodated hotel demand as a starting point, we will analyze the characteristics of each market segment in an effort to determine future trends in room night demand.

Commercial Segment

The commercial segment consists of individual businesspeople who are visiting various firms in the subject property's market. In the subject market area, high-technology computer hardware and software firms, automobile manufacturing, and transportation and distribution companies predominate. Commercial demand is strongest Monday through Thursday nights, declines significantly on Friday and Saturday, and increases somewhat on Sunday. The typical length of stay ranges from one to three days, and the rate of double occupancy is a low 1.2 to 1.3 people per room. Commercial demand is relatively constant throughout the year, although some declines are noticeable in late December and during other holiday periods.

In general, commercial travelers are not overly rate sensitive, and will use a hotel's food and beverage outlets and recreational facilities. The commercial segment represents a highly desirable and lucrative market that provides a consistent level of demand at relatively high room rates.

Commercial demand in the subject property's market is generated by high-technology corporations located along the Interstate 880 north-south corridor between Newark and Silicon Valley. Major corporations located along this area include Sun Microsystems, Lam Research, Cirrus Logic, Octel, Tencor, and the New United Motor Manufacturing Incorporated (NUMMI) assembly plant. In addition to these local demand generators, demand overflow from nearby Silicon Valley is also a significant portion of commercial demand.

Based on the economic and demographic data presented earlier, we estimate that commercial hotel demand in the subject market rose at rates ranging from 0.6% to 3.7% annually during the 1980s. We generally find a multiplier effect between employment growth in certain sectors and the increase in commercial lodging demand (i.e., one new FIRE employee will correspond to more than one new visitor). In conjunction with the recent

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trend of slower growth in the local economy, commercial demand increases have become more moderate. As the national and international economy improves and prominent local businesses increase their production and employment levels, commercial hotel demand is expected to rebound quickly. Smith Travel Research estimates that total hotel demand in the competitive market rose by 5.4% in 1995. We project that commercial demand (which makes up 60% of the total market) will increase by 2.5% in 1997. Thereafter, we project commercial demand growth at 3.0% during 1998 and 2.5% in 1999, before stabilizing at 2.0% annually in subsequent years. In addition to these forecast rates of growth, as mentioned previously, a portion of commercial demand is currently being unaccommodated by the existing supply. With marketwide occupancies at 81.7% for the year-to-date 1996, area hotel managers reported significant turn-away demand during the weekday period between Monday and Thursday. As such, we project approximately 32,000 commercial room nights are currently being turned away and displaced outside of the subject market in 1996 due to lack of sufficient hotel rooms within the market. With several proposed hotels scheduled to open in the subject market area in 1998 and 1999, we project this demand to be newly accommodated as marketwide room supply increases as scheduled.

Meeting and Group Segment

The meeting and group market includes meetings, seminars, conventions, trade association shows, and similar gatherings of ten or more people. Peak convention demand typically occurs in the spring and fall. Because of vacations, the summer months represent the slowest period for this market segment; winter demand varies. The average length of stay for typical meetings and groups ranges from three to five days. Most commercial groups meet during the weekday period of Monday through Thursday, but associations and social groups will sometimes gather on weekends. Commercial groups tend to have a low double occupancy of 1.3 to 1.5 people per room, while social groups are likely to have double occupancy rates ranging from 1.5 to 1.9.

The meeting and group segment in the subject property market represents small group meetings, trade shows, seminars, and product demonstrations related to the high-technology and manufacturing firms in the area. Additionally, the subject property market also benefits from large exhibitions and trade shows held at the 400,000-square-foot San Jose McEnery Convention Center located approximately 12 miles to the south in downtown San Jose.

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Meeting and group patronage is quite profitable for hotels. Although room rates are discounted for large groups, the property benefits from the use of meeting space and the revenues generated by in-house banquets and cocktail receptions. Facilities that are necessary to attract meetings and groups include function areas with adequate space for breakout, meals, and receptions; recreational amenities; and a sufficient number of guestrooms to house the attendees.

Future meeting and group demand is closely related to growth in the commercial segment. Because most meetings have either a direct or an indirect business purpose, the economic considerations that have an impact on commercial travel also affect meeting and group demand. The exception is non-commercial meetings, which are tied to the economic factors that influence leisure travel. It should be noted that meetings and similar events are booked in advance, and thus growth in this segment tends to lag slightly behind increases in commercial demand.

Historically, meeting and group demand in the Lower East Bay area is estimated to have increased at a rate similar to the overall average annual compounded rate of 3.1% achieved by the market. In light of this information and the relevant economic and demographic trends, we estimate that meeting and group demand in the subject property's market area will increase by 2.5% in 1997, 3.0% in 1998, and 2.5% in 1999 and thereafter. In addition to these forecast rates of growth, as mentioned previously, a portion of meeting and group demand is currently being unaccommodated by the existing supply. Area hotel managers reported significant turn-away demand during the weekday period between Monday and Thursday. As such, we project approximately 10,000 meeting and group room nights are currently being turned away in 1996 due to lack of sufficient hotel rooms within the market. With several proposed hotels scheduled to open in the subject market area in 1998 and 1999, we project this demand to be newly accommodated as marketwide room supply increases as scheduled.

Leisure Segment

The leisure market segment consists of individuals and families who are spending time in the area or passing through en route to other destinations. Their travel purposes may include sightseeing, recreation, visiting friends and relatives, or numerous other non-business activities. Leisure demand is strongest Friday and Saturday nights and all week during holiday periods and the summer months. These peak periods are negatively correlated with commercial visitation, underscoring the stabilizing effect of capturing weekend and summer tourist travel. The typical length of stay

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ranges from one to four days, depending on the destination and travel purpose, and the rate of double occupancy generally ranges from 1.8 to 2.5 people per room.

Leisure travelers tend to be the most price-sensitive segment in the lodging market. They often prefer low-rise accommodations where parking is convenient to the rooms, and they typically demand extensive recreational facilities and amenities. Ease of highway access and proximity to tourist attractions are important locational considerations. Leisure demand in the subject property's market is generated by the attractions of Fisherman's Wharf, Chinatown, and Golden Gate Bridge, located in San Francisco approximately 30 miles to the northwest of the subject property. Additionally, events held at the 20,000-seat San Jose Arena entertainment complex located in downtown San Jose also support areawide leisure demand. Furthermore, according to subject property management, owing to the subject area's location in the southeasternmost portion in the Bay Area, package tours arriving from San Francisco patronize area hotels as a starting point for extended excursions to Yosemite National Park located approximately 160 miles to the east.

Future leisure demand is related to the overall economic health of the nation. Trends showing changes in state and regional unemployment and disposable personal income often have a strong impact on non-commercial visitation. Airport passenger statistics, traffic counts on nearby highways, and attendance at local attractions can also form a basis for projections.

Historical passenger growth rates for San Jose and Oakland International Airports indicate average annual compounded growth of 5.7% and 9.0%, respectively. Overall leisure visitation to the San Francisco area has averaged 4.0% growth between 1985 to 1995. Based on this context of historical leisure demand levels, we estimate that leisure demand in the subject property's market area will increase by 2.0% in 1997 and 1998, before stabilizing at 1.5% annually thereafter.

Airline Segment

Airline demand is generated by flight crews and delayed passengers. The airlines typically contract rooms in nearby lodging facilities for extended periods to ensure the availability of accommodations. Because they are able to guarantee a specific level of usage on a daily basis, airlines can usually negotiate deeply discounted room rates. This type of demand is advantageous because it provides a base level of occupancy over a long period that normally includes weekends and slow seasons. The occupancy

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benefit is offset by low contract room rates, which have an adverse impact on average rate. Skilled hotel operators use airline patronage to fill in during periods of low occupancy, and quickly displace this demand when higher-rated market segments offer better potential.

Airline demand in the subject property area is generated by San Jose and Oakland International Airports located approximately 12 miles to the south, and 18 miles to the northwest, respectively. As mentioned previously, historical passenger growth rates for San Jose and Oakland International Airports indicate average annual compounded growth of 5.7% and 9.0%, respectively. This historical period represents a boom for both airports; however, future growth for San Jose Airport is projected at more moderate levels. As for Oakland, airport planners are currently producing a master plan that includes a new 10,000-foot runway, new parking facilities, 20 new gates, and, possibly, a new terminal to accommodate (a conservative forecast of) 11 million annual passengers by the year 2007. Based on these historical rates of growth, we estimate that airline demand in the subject property's market area will increase by 1.5% in 1997 and thereafter.

Conclusion

The purpose of segmenting the lodging market is to define each major type of demand, identify customer characteristics, and estimate future growth trends. Starting with an analysis of the local area, four segments were defined as representing the subject property's lodging market. Various types of economic and demographic data were then evaluated to determine their propensity to reflect changes in hotel demand. Based on this procedure, we forecast the following average annual compounded market segment growth rates.

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Table 6-3 Average Annual Compounded Market Segment Growth Rates
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                                           Annual Compounded Growth Rate
                                    --------------------------------------------
                                    1997    1998    1999    2000    2001    2002
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Commercial                          2.5%    3.0%    2.5%    2.0%    2.0%    2.0%
Meeting and Group                   2.5     3.0     2.5     2.5     2.5     2.5
Leisure                             2.0     2.0     1.5     1.5     1.5     1.5
Airline                             1.5     1.5     1.5     1.5     1.5     1.5

  Annual Average Growth             2.4%    6.5%    3.0%    2.5%    2.0%    2.0%
--------------------------------------------------------------------------------

These growth rates will be used in subsequent sections of this study to forecast changes in lodging demand.

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COMPETITION

An integral component of the supply and demand relationship that has a direct impact on the availability of lodging demand is the current and anticipated supply of competitive lodging facilities. The San Francisco Bay Area is served by numerous hotels and motels, which are located throughout the region. The subject property is located in the Lower East Bay market area, which is characterized by commercial, industrial, and residential development located along the Interstate 880 corridor.

We have identified six properties that are considered primarily competitive with the Newark/Fremont Hilton. Including the subject property, these primary competitors total 1,641 rooms. Two additional lodging facilities, totaling 228 rooms, are judged to be only secondarily competitive; although the facilities, rate structures, and market orientations of these hotels prevent their inclusion among the primarily competitive supply, they do compete with the subject property to some extent. The room count of each secondary competitor has been weighted to reflect the degree to which it competes with the Newark/Fremont Hilton; the aggregate weighted room count of the secondary competitors is 171.

Primary Competitors

The following table summarizes the important operating characteristics of the primary competitors and the aggregate secondary competitors. This information was compiled from personal interviews, inspections, lodging directories, and our in-house library of operating data. The table also sets forth each property's penetration factors; penetration is the ratio between a specific hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, the property is performing better than the market as a whole; conversely, if the penetration is less than 100%, the hotel is performing at a level below the marketwide average.

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Table 6-4 Primary Competitors and Aggregate Secondary Competitors
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                                                                                        Estimated  1996
                                                                                      Market Segmentation
                                                                                ----------------------------------
                                    Year      Number     Meeting    Meeting             Group &
Property/Location                  Opened    of Rooms     Space     Space/Rm    Comm.    Meet.   Leisure   Airline
------------------------------------------------------------------------------------------------------------------
Newark/Fremont Hilton
  39900 Balentine Drive             1984       311        10,171       33       50        15       27        8
Holiday Inn Milpitas
  777 Bellew Drive                  1987       305         7,500       25       55        35       10        0
Sheraton Hotel San Jose
  1801 Barber Lane                  1988       229         6,500       28       65        25       10        0
Embassy Suites Milpitas
  901 Calaveras Boulevard           1987       266         7,200       27       65        25       10        0
Radisson Hotel Union City
  32083 Alvarado/Niles Road        1981/86     262         9,500       36       50        25       10       15
Best Western Garden Court Inn
  5400 Mowry Avenue                 1974       122         1,278       10       65        10       25        0
Courtyard by Marriott
  47000 Lakeview Boulevard          1987       146         1,250        9       75         5       20        0
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Sub-Totals and Averages                       1641         6,200       24       59        22       15        4

Secondary Competition                          228                              65        19       15        0

Totals/Averages                              1,869                              60        22       15        3
------------------------------------------------------------------------------------------------------------------

                                           Estimated  1995                      Estimated  1996
                                   ----------------------------   ------------------------------------------------
                                               Average                       Average            Occ.      Yield
Property/Location                  Occupancy    Rate    Rev PAR   Occupancy   Rate   Rev PAR   Penet.  Penetration
------------------------------------------------------------------------------------------------------------------
Newark/Fremont Hilton
  39900 Balentine Drive              78.6     $64.07    $50.36      82.0     $76.0    $62.32   100.4       89.6
Holiday Inn Milpitas
  777 Bellew Drive                   78.0      76.00     59.28      82.0      82.0     67.24   100.4       96.7
Sheraton Hotel San Jose
  1801 Barber Lane                   73.0      90.00     65.70      81.0     105.0     85.05    99.2      122.3
Embassy Suites Milpitas
  901 Calaveras Boulevard            80.0      90.00     72.00      80.0     104.0     83.20    97.9      119.6
Radisson Hotel Union City
  32083 Alvarado/Niles Road          63.0      57.00     35.91      77.0      64.0     49.28    94.3       70.8
Best Western Garden Court Inn
  5400 Mowry Avenue                  69.0      57.00     39.33      80.0      60.0     48.00    97.9       69.0
Courtyard by Marriott
  47000 Lakeview Boulevard           85.6      76.00     65.06      86.0      88.0     75.68   105.3      108.8
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Sub-Totals and Averages              75.4     $74.11    $55.85      80.9    $83.80    $67.83    99.1       97.5

Secondary Competition                83.0     $83.17    $69.03      89.0    $97.20    $86.51   109.0      124.4

Totals/Averages                      76.1     $75.05    $57.12      81.7    $85.17    $69.57   100.0      100.0
------------------------------------------------------------------------------------------------------------------

                                COMPETITION MAP

                               [GRAPHIC OMITTED]

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Our survey of the primarily competitive hotels in the Lower East Bay market shows full-service lodging properties located along the Interstate 880 corridor between the communities of Union City and Milpitas. These properties range in size from 122 to 311 rooms. Their Mobil quality ratings range from two to three stars, and their opening dates range from 1974 to 1988. The market demand has a commercial orientation; in 1996, this segment contributed 60% of the overall occupancy. The meeting and group segment made up 22% of the total, followed by the leisure segment at 15%, and the airline segment at 4%.

In 1995, the primary competitors are expected to achieve an annual overall occupancy of 80.9% at an average rate of $83.80, yielding a RevPAR of roundly $68. Among the primary competition, the Courtyard by Marriott led the market in occupancy penetration at approximately 105%, while the Sheraton Hotel San Jose and the Embassy Suites (formerly the Crown Sterling Suites) garnered the highest levels of yield penetration, owing to their proximity to Silicon Valley firms and their strong presence with corporate clientele. Conversely, the Radisson Hotel Union City and the Best Western Garden Court Inn (formerly Thunderbird
Inn) trail the market in terms of occupancy and yield penetration, due to their distance from primary sources of demand relative to the competitive set and their lack of a strong corporate presence in the market. As mentioned previously, overflow demand, which radiates outward from Silicon Valley south of the subject property, represents a significant portion of the overall market demand. Properties located near Silicon Valley, such as those in Milpitas and Fremont, have a significant share of overflow demand, while the properties farther to the north tend to have lower levels due to their greater distance from Silicon Valley and the general perception that this area is heavily industrial. Overall, the Lower East Bay market shows a significant surge in marketwide occupancy and average rate reported through estimated year-end 1996, based on year-to-date October 1996 data. Marketwide RevPAR has increased from $57.12 in 1995 to $69.57 for estimated year-end 1996.

The subject property continues to outperform the market in occupancy, a considerable turnaround from the levels achieved in 1992, when occupancy declined to 57%. Average rate has increased as well; however, the performance level in this area still trails the market. In part, this is attributable to the Hilton's accommodation of the lower, airline contract demand. RevPAR has increased, and the gap between the subject property and the market has narrowed recently.

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Each primary competitor was inspected and evaluated. Descriptions of our findings are presented below.

Holiday Inn Milpitas

The Holiday Inn Milpitas is located in the southwest quadrant of the intersection of State Highway 237 and Interstate Freeway 880 in Milpitas, approximately eight miles southeast of the subject property. This 305-unit property was constructed in June 1987 and features high-rise glass and concrete construction, which makes it highly visible from surrounding roadways. The property is located within Milpitas Business Park, whose 200 vacant acres are among the hottest real estate in Silicon Valley. The property is one-quarter of a mile from high-technology companies such as Octel, Quantum, and Tencor Instruments located along McCarthy Boulevard. In addition to its 305 guestrooms, the Holiday Inn Milpitas features two food and beverage outlets, Pasta's Ristorante and Salute Lounge, approximately 7,500 square feet of meeting space, an executive floor, outdoor heated pool, spa, sauna, and fitness center. The Holiday Inn Milpitas is considered to be comparable to the subject property in terms of guestroom furnishings and overall condition. The Holiday Inn Milpitas is managed and owned by the Bass Corporation of the United Kingdom through Holiday Inn Worldwide.

Sheraton Hotel San Jose

The Sheraton Hotel San Jose is located ten miles southeast of the subject property near the northwest quadrant of the intersection of Montague Expressway and Interstate Freeway 880. This nine-story 266-unit property was constructed in April 1988 and features Spanish-style architecture. Like the Holiday Inn, the Sheraton Hotel is located within Milpitas Business Park. Owing to its location near the interchange, as well as its high-rise construction, the property is highly visible from surrounding roadways. Access to the property is provided by Barber Lane, which forms the general perimeter of the business park, and is considered to be comparable to the subject property. The property features 196 standard guestrooms, 60 guestroom suites, one restaurant, two lounges, a gift shop, an outdoor heated pool, spa, fitness room with Universal weight stations, and 12 meeting rooms comprising 6,500 square feet of meeting space. Amenities include complimentary airport shuttle and in-room coffee machine. The 60 guestroom suites feature bathroom phones, refrigerator, and wet bar. The property features a concierge floor with 25 guestrooms and three suites. These units are distinguished by a private lounge, wet bar, bathroom phone, and complimentary continental breakfast. Overall, the Sheraton Hotel San Jose is considered to be slightly superior to the subject property due to its more recent construction and facilities; its chief disadvantage is its relatively modest meeting space (6,500 square feet).

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Embassy Suites Milpitas

The Embassy Suites Milpitas is located at the northwest intersection of Calaveras Boulevard (State Highway 237) and Interstate 680 in Milpitas, approximately eight miles southeast of the subject property. This 266-unit property, constructed in November 1987, features Spanish-style architecture, and is highly visible from surrounding roadways. Access to the subject property is good, with easy approaches from either direction from Calaveras Boulevard. The nine-story property features the typical Embassy Suites atrium with a complimentary breakfast and evening cocktail area, an indoor pool, spa, sauna, a small shopping arcade, and approximately 7,200 square feet of meeting space, private patios and balconies. Overall, the guestroom furnishings and general facilities are considered to be comparable to the Newark/Fremont Hilton. Amenities include health club privileges and airport shuttle. The property was formerly a Crown Sterling Suites brand, until Felcor Suites took control and installed the Embassy Suites franchise in July 1996. With conversion of its affiliation to Promus Corporation's Embassy Suites brand, the hotel is considered to be comparable to the subject property.

Radisson Hotel Union City

The Radisson Hotel Union City is located approximately six miles northwest of the subject property at the southeast quadrant of the intersection of Alvarado Niles Road and Interstate Freeway 880 in Union City. Access to the Radisson Hotel is comparable to the subject property, while visibility is inferior due to obstruction by a freeway overpass from southbound I-880 motorists. This 265-unit property was constructed in 1981 and was renovated in 1986, and is currently undergoing a renovation of an undisclosed amount of its guestrooms and meeting space which will be completed by March 1997, according to management representatives. In addition to its 266 guestroom units, the Radisson Hotel features a three-meal-a-day cafe, 9,500 square feet of meeting space, a fitness center with outdoor heated pool, spa, sauna, racquetball, and tennis courts. The property was formerly operated as a Holiday Inn and was converted to a Radisson franchise in late 1995. Although this property features the largest amount of meeting space among the competition, it suffers from a number of deficiencies which result in its subpar occupancy and average rate levels. Located in Union City, the property is farthest from the center of corporate demand, Silicon Valley. Furthermore, the Hayward and Union City area is industrial, with trucking distribution and warehousing predominating. Thus, the area is perceived to be of lower quality than cities located further south. With the renovation, the property is expected to improve its average rate levels. At its current state, the Radisson Hotel is considered to be inferior to

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the subject property in terms of location, guest furnishings, and general condition. With the renovation, the latter two items will likely be remedied, bringing this property to a level comparable to the subject property's.

Best Western Garden Court Inn

The Best Western Garden Court Inn is located one mile northwest of the subject property at the southeast quadrant of the intersection of Mowry Avenue and Interstate Freeway 880 in Fremont. The property is not visible from I-880 motorists, but enjoys good frontage along Mowry Avenue. Access to the property is difficult owing to a divider which requires westbound motorists to make a left turn at the intersection before the property. This low-rise 122-unit property was constructed in 1974 and features a product which is inferior to the subject property. In addition to the 122 guestrooms, the property contains a full-service Korean restaurant, 1,278 square feet of meeting space, three acres of landscaped gardens, an outdoor pool, spa, and sauna. Guest amenities include complimentary morning paper, breakfast, and access to a nearby athletic club. In October 1996, the property changed its name from the Best Western Thunderbird Inn. Although this property is dated and significantly inferior to the subject property in terms of facilities, guestroom furnishings, and condition, its proximity to the subject property warranted its conclusion in the primary competitive set.

Courtyard by Marriott

The Courtyard by Marriott is located within Sutter Hill Landing Business Park on Lakeview Boulevard off Interstate Freeway 880 in Fremont, approximately four miles southeast of the subject property. This 146-unit Marriott property was constructed in April 1987 and features typical Courtyard three-story, low-rise construction. The property is not highly visible from surrounding roadways; however, according to management representatives, most of its commercial demand is generated within the business park. The property is one-half of a mile from high-technology companies such as Cirrus Logic and Lam Research. The Courtyard features a restaurant and lounge with service for breakfast, lunch, and dinner, 1,250 square feet of meeting space, exercise room, indoor pool and spa, guest laundry, and gazebo. One disadvantage of the Courtyard is the location's lack of commercial retail services such as retail shops and restaurants. However, according to area developers, this is being remedied by the opening of a retail strip mall located just north of the property, scheduled to open in the spring of 1997. The property is owned and managed by Marriott International. This property is considered to be inferior to the subject property in terms of facilities; however, the Marriott brand, and its location near

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significant commercial demand generators make this property competitive with the subject property.

Secondary Competitors

The secondary competition consists of the Residence Inn Fremont and the Woodfin Suites Newark. These properties are considered to be less competitive with the subject property owing to their location, facilities, and orientation toward extended-stay demand. With a lack of extended-stay lodging properties in the area, the secondary competitors have been successful in attaining high levels of occupancy and average rate. However, new supply, specifically in the extended-stay segment of the market, is currently under construction. This will likely impact the secondary competition directly, while only slightly affecting the subject property.

The extended-stay segment generally consists of commercial business travelers engaged in special or temporary assignments, training, or relocation. Unlike other demand segments, extended-stay demand does not exhibit the intra-weekly peaks and valleys of business and leisure demand. Representing stays of five days or more, this segment is relatively stable. Like the commercial segment, extended-stay business travelers are not particularly rate sensitive, though it is not as prone to the seasonal swings in demand and is more likely to provide significant weekend demand as a result of the long-term nature of the stays.

Residence Inn Fremont

The Residence Inn Fremont is located one mile northwest of the subject property at the northeast quadrant of the intersection of Mowry Avenue and Interstate Freeway 880 in Fremont, across from the Best Western Garden Court Inn. The 80-unit property was constructed in May 1985, and features a layout typical of a first-generation Residence Inn with a main gatehouse, ten two-story guestroom buildings, approximately 1,000 square feet of meeting space, a sports court, guest laundry, outdoor swimming pool, and spa. The Residence Inn completed a renovation of its guestrooms and gatehouse in 1995 as part of its ten-year refurbishment program. The property is located adjacent to a full-service Hungry Hunter restaurant, and is proximate to restaurants and retail establishments convenient for an extended-stay guest. The property is not visible from Interstate Highway 880 and access is limited to westbound Mowry Avenue motorists; however extended-stay facilities generally do not rely heavily upon access and visibility issues. Overall, this property is considered to be in good condition.

Woodfin Suites - Newark

The Woodfin Suites is located three-quarters of a mile west of the subject property at the east quadrant of the intersection of Mowry Avenue and

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Cedar Boulevard in Newark. The property enjoys good frontage along Cedar Boulevard; however, traffic along this roadway is considered to be moderate compared to the subject property's site along Stevenson Boulevard and I-880. Access to the Woodfin Suites is considered to be comparable to the subject property's. Part of Hardage Suites, the Woodfin Suites brand is a small, six-property chain and features all-suite furnishings targeted toward the extended-stay business traveler. The 148-unit property was constructed in January 1986, and features an exterior guestroom building layout similar to a typical first-generation Residence Inn. The property does not contain a restaurant; however, it is located adjacent to several full-service chain restaurants, as well as the NewPark Mall, a regional indoor shopping mall. According to management representatives the property underwent a renovation of its guestrooms in 1995 and public areas in 1996. Despite the relatively modest presence of the Woodfin Suites brand, the property has been successful in achieving strong operating results due to their extended stay orientation, good general condition, and high-quality guest furnishings.

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Table 6-5 Secondary Competitors
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                                                                              Estimated  1996
                                                                            Market Segmentation              Estimated  1995
                                                                     -------------------------------  ---------------------------
                          Year     Number    Percentage   Competitve       Mtg. &                                Average
Property                 Opened   of Rooms   Competitive    Rooms    Comm.  Conv.   Leisure  Airline  Occupancy   Rate    Rev PAR
---------------------------------------------------------------------------------------------------------------------------------
Residence Inn Fremont     1985       80          75%          60      75%    0%       25%      0%         86%     $87.00    $74.82
Woodfin Suites - Newark   1986      148          75          111      60    30        10       0          82       81.00     66.42
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Totals/Averages                     228                      171      65%   19%       15%      0%         83%     %83.17    $69.03
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                                 Estimated 1996
                         ---------------------------
                                     Average
Property                 Occupancy    Rate   Rev PAR
----------------------------------------------------
Residence Inn Fremont        90%    $103.00   $92.70
Woodfin Suites - Newark      88       94.00    82.72
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Totals/Averages              89%     $97.20   $86.51
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Proposed Competitors

It is important to consider any new hotels that may have an impact on the subject property's operating performance. Based on our fieldwork in the market and our discussions with local hotel operators, developers, and government officials, we have identified four properties that are proposed or under development in the Lower East Bay area. The following table describes the additions to supply with respect to their projected number of units, location, market orientation, distance from the proposed subject property, and projected opening date. In addition, the weighted competitiveness factor that has been applied is also identified. This table is based on information compiled through discussions with planners in Fremont, Milpitas, and Newark.

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Additions to Supply
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                                     Number                                                                              Distance
Property                             of Rooms  Location                                         Orientation              From SP
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Primarily Competitive:
   Residence Inn - Milpitas            120     California Circle and Dixon Landing, Milpitas    Premium-Extended Stay    6.5 mi. SE
   Courtyard by Marriott - Milpitas    154     Montague Avenue and Falcon Drive, Milpitas       Mid-rate Commercial      9 mi. SE

Noncompetitive:
   TownePlace Suites                   142     Montague Avenue and Falcon Drive, Milpitas       Mid-rate-Extended Stay   9 mi. SE
   Homestead Village                   118     State Highway 237 and Interstate 280, Milpitas   Econ-Extended Stay       8 mi. SE
   Extended Stay America I             122     Farwell Drive and Mowry Avenue, Fremont          Econ-Extended Stay       1 mi. NW
   Extended Stay America II            146     Calaveras Road and Interstate 680, Milpitas      Econ-Extended Stay       8 mi. SE
                                       ---
Total                                  802
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                                                Percentage      Weighted
Property                             Opening    Competitive   No. of Rooms
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Primarily Competitive:
   Residence Inn - Milpitas           09/01/97      75 %           90
   Courtyard by Marriott - Milpitas   06/01/98      75            116

Noncompetitive:
   TownePlace Suites                  06/01/98      75            107
   Homestead Village                  01/01/98      15             18
   Extended Stay America I            06/01/98      15             18
   Extended Stay America II           09/01/98      15             22
                                                                  ---
Total                                                             371
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At the time of our fieldwork, Marriott International had a 120-unit Residence Inn under construction at 1501 California Circle, located approximately 6.5 miles southeast of the subject property near the intersection of Dixon Landing and California Circle. The site is an obvious choice for an extended-stay property such as a Residence Inn, owing to its proximity (less than one-quarter of a mile) from corporate demand generators such as Sun Microsystems and other high-technology firms. We project this property to open in October 1997 and be 75% competitive with the subject property due to its extended-stay orientation and Marriott brand.

Marriott also plans to develop two hotels located within the Great Mall of Milpitas along Montague Avenue near Falcon Drive, approximately nine miles southeast of the subject property. At the time of our fieldwork, Marriott representatives were evaluating the site for a proposed 154-unit Courtyard and a 142-unit TownePlace Suites. Although this project is currently being studied by Marriott's development committee, we believe that this project will likely be approved. As such, we anticipate the two properties will open by July 1998. The Courtyard will be directly competitive with the subject property, while the TownePlace Suites is an economy extended-stay brand, which is considered to be secondarily competitive. Overall, the two properties are considered to be 75% competitive with the subject property.

A 118-unit economy extended-stay facility known as Homestead Village is nearing completion at the intersection of State Highway 237 and Interstate 880. The property is adjacent to the Holiday Inn Milpitas and approximately eight miles southeast of the subject property. According to Homestead Village representatives, the property will feature studio efficiency units sold by the week at rates ranging from $300 to $375 per week. Owing to its location, economy orientation, and pricing, this property is considered to be 15% competitive with the subject property. We project a January 1997 opening of this property.

Extended Stay America (ESA) is currently working on two projects in the subject market area. ESA has gotten approval for construction of a three-story 122-unit property on Farwell Drive between Mowry Avenue and Brophy Place approximately one mile northwest of the subject property, near the Residence Inn in Fremont. We project this property to open in January 1998. The second ESA project is a 146-unit property located on Hillview Court, near the northwest quadrant of the intersection of Calaveras Road and Interstate 680, approximately eight miles southeast of the subject

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property, behind the Embassy Suites Milpitas. The project is currently under review by the planning commission. Assuming approval, we anticipate this property will open in April 1998. Due to their economy orientation, lack of amenities, and pricing, we view these proposed properties to be 15% competitive with the subject property.

Although the new supply represents a concern for the subject property and the market, bringing an increase of approximately 44% to the existing marketwide supply, the level of demand that is currently being unaccommodated during the weekday periods will be absorbed by this increase in supply, thereby offsetting deterioration in marketwide occupancy and average rate. Furthermore, nearly all of the proposed properties are extended-stay hotels targeted at the extended-stay traveler, a segment which has enjoyed much success in terms of occupancy and average rate in the subject market. Additionally, unlike premium extended-stay hotels, the extended-stay hotels in the economy segment tend to capture a greater share of their business from short-term corporate apartment housing units rather than transient lodging business. As such, these properties are not considered to be directly competitive with the subject property.

Conclusion

The subject property market has exhibited considerable improvement in terms of occupancy and average rate from the nadir reached in the early 1990s. With the rising fortunes of Silicon Valley firms, expansion and development northward along the Interstate 880 corridor, and manageable increases in marketwide supply, positive prospects are foreseen for continued average rate growth, with occupancy likely to stabilize at current levels.

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7. Projection of Occupancy and Average Rate

Historical Operating Performance

The following table sets forth the subject property's historical occupancy, average rate, and RevPAR. For the purpose of comparison, we have also presented corresponding data (as provided by Smith Travel Research) for the competitive hotels described in the previous section. In addition to the annual percent change calculations, we have determined the subject property's occupancy, average rate, and RevPAR penetration factors.

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Table 7-1 Historical Trends
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                                                                                                   Year to Date
                                                                                                 ----------------
                             1989     1990      1991      1992      1993      1994      1995      1995      1996
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Subject Property

Occupancy                    55.0%    64.6%     60.2%     57.3%     60.8%     68.0%     76.5%     77.9%     84.2%
Percent Change               --       17.5%     (6.8)%    (4.8)%     6.1%     11.8%     12.5%     --         8.1%
Occupancy Penetration        87.2%    98.0%     96.8%     89.0%     93.7%     94.4%    100.8%    102.4%    103.1%

Average Rate               $63.07   $61.41    $62.99    $63.74    $62.95    $60.45    $65.86    $65.89    $77.53
Percent Change               --       (2.6)%     2.6%      1.2%     (1.2%)    (4.0%)     8.9%     --        17.7%
Average Rate Penetration     91.8%    85.9%     88.2%     91.6%     89.8%     85.5%     87.1%     87.4%     90.9%

RevPAR                     $34.69   $39.67    $37.92    $36.52    $38.27    $41.11    $50.38    $51.33    $65.28
Percent Change               --       14.4%     (4.4)%    (3.7)%     4.8%      7.4%     22.6%     --        27.2%
RevPAR Penetration           80.0%    84.2%     85.4%     81.5%     84.2%     80.7%     87.8%     89.4%     93.6%

Areawide (STR)

Occupancy                    63.1%    65.9%     62.2%     64.4%     64.9%     72.0%     75.9%     76.1%     81.7%
Percent Change               --        4.4%     (5.6)%     3.5%      0.8%     10.9%      5.4%     --         7.4%

Average Rate               $68.68   $71.51    $71.38    $69.61    $70.08    $70.74    $75.60    $75.42    $85.33
Percent Change               --        4.1%     (0.2)%    (2.5)%     0.7%      0.9%      6.9%     --        13.1%

RevPAR                     $43.34   $47.13    $44.40    $44.83    $45.48    $50.93    $57.38    $57.39    $69.71
Percent Change               --        8.7%     (5.8)%     1.0%      1.5%     12.0%     12.7%     --        21.5%
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As discussed in the previous section of this report, the subject property's market has steadily strengthened. Occupancy surged in 1994, while average rates increased moderately. In 1995, occupancy and average rates increased in tandem. Year-to-date October 1996 results indicate further strengthening in both occupancy and average rate. Overall, RevPAR has increased by double digits in each period since 1994.

The chart above shows that the subject property has underperformed the market in terms of average rate. While occupancy had trailed the market prior to 1995, most recently, new management installed in 1994 and the renovations in 1995 have raised the occupancy level to a slight premium over its fair share of the market.

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Prior to 1994, the penetration rates were reflective of a number of factors which hampered the subject property's competitiveness, including its location and frequent changes in sales staff at that time, which reduced the ability of the subject property to market to surrounding demand generators. 1991 and 1992 were particularly bad years for the subject property, although the area as a whole also suffered during these periods of economic downturns. In those years, the subject property recorded declines in occupancy without sufficient offsetting increases in average rate, resulting in RevPAR which declined by 4.4% in 1991, and a further 3.7% in 1992. In comparison, RevPAR for the area declined by 5.8% in 1991, and then grew by 1.0% in 1992.

In 1993, the reverse occurred, when the subject property's average rate declined for two consecutive years. Because of the reduction in average rate, occupancy increased by 6.1% in 1993, which was well above the areawide average increase of only 0.8%. Despite the increase in occupancy for that year, however, the subject property's occupancy of 60.8% remained below the areawide average of 64.9%. Similarly, although the subject property's RevPAR increased by 4.8% while the areawide average increased by only 1.5%, its RevPAR of $38.27 remained below the marketwide average of $45.48.

In 1994, average rate and occupancy at the subject property remained below market levels. As was mentioned previously, new management was installed following the purchase of the subject property by Ashford Financial Corporation in June 1994. Since this period, new management has implemented a radical change involving a successful and extensive renovation of the hotel's public areas, guestrooms, and exterior, as well as strong marketing and sales departments. These changes coincided with the recovery of the economy in 1994, and the resurgence of high technology companies in Silicon Valley in 1995. As a result, the subject property's operating performance, which suffered during the early 1990s from the recession, as well as an oversupply of lodging facilities as a result of overly optimistic growth projections in the mid 1980s, rebounded strongly with renewed demand from Silicon Valley. In 1995, the subject property's occupancy penetration level surpassed its fair share for the first time. Additionally, the gap in average rates narrowed, resulting in a significant surge in RevPAR growth.

Year-to-date statistics indicate a continuation of this upward trend. While average rates continue to trail the market, occupancy continues to surpass

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market levels. It is most likely that the subject property's occupancy will stabilize at current levels, while future gains in rooms revenue will be accomplished through increases in average rate.

Overall, the subject property has undergone a significant turnaround driven by both external and internal forces. Although the subject property continues to be challenged by locational disadvantages, the management and ownership change, its recent renovation and renewed marketing efforts, as well as the resurgence in Silicon Valley, are key elements in this property's turnaround.

A hotel's occupancy should also be evaluated on a monthly basis to identify seasonality trends. The following table sets forth the subject property's monthly occupancy from May 1994 through October 1995.

================================================================================
Table 7-2 Subject Property's Monthly Occupancy History
--------------------------------------------------------------------------------
                    1994                     1995                   1996
                    ----                     ----                   ----
             Occupancy  % Change     Occupancy  % Change     Occupancy  % Change
             -------------------     -------------------     -------------------
January          N/A%       N/A%        64.2%      N/A%        68.3%        6.4%
February         N/A        N/A         73.5       N/A         85.3        16.1
March            N/A        N/A         75.3       N/A         84.4        12.1
April            N/A        N/A         69.6       N/A         80.1        15.1
May             82.7        N/A         80.2      (3.0)        83.0         3.5
June            85.3        N/A         77.7      (8.9)        90.8        16.9
July            79.4        N/A         86.9       9.4         93.1         7.1
August          83.3        N/A         85.9       3.1         89.9         4.7
September       71.1        N/A         82.4      15.9         79.4        (3.6)
October         67.2        N/A         82.8      23.2         87.7         5.9
November        54.0        N/A         75.5      39.8          N/A         N/A
December        58.8        N/A         64.2       9.2          N/A         N/A
                ----        ---         ----      ----         ----        ----
Full Year        0.0%       N/A%        77.6%      N/A%         N/A%        N/A%
--------------------------------------------------------------------------------

Due to the brief operating history under current ownership, only the most recent period is presented. Of particular interest is the significant surge in occupancy noted in the fall of 1995, which coincides with the boom in Silicon Valley and the full recovery of the regional economy.

Premise of the Projections

To a certain degree, occupancy and rate attainment can be manipulated by management. For example, hotel operators may choose to lower rates in an effort to maximize occupancy. Our forecasts reflect an operating strategy

                                                   Projection of
HVS International, Mineola, New York               Occupancy and Average Rate 81
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
=============

that we believe would be implemented by competent hotel management to achieve an optimal mix of occupancy and average rate.

Projected Room Night Demand

Lodging demand and occupancy can be projected through a process known as room night analysis. A room night is a unit of hotel demand that equals one room that is occupied for one night. After estimating the number of room nights a hotel can be expected to attract during a 12-month period, we can determine occupancy by dividing the number of room nights of demand captured by the number of room nights available (calculated as the room count x 365).

The total annual number of room nights occupied in the competitive hotels equates to the market's accommodated room night demand, as shown in the following table.

================================================================================
Table 7-3 1995 Accommodated Room Night Demand
--------------------------------------------------------------------------------
                                  1996 Annual Room Night Demand (Rounded)
                           -----------------------------------------------------
                                        Percentage                    Percentage
Market Segment             Market Wide   of Total   Subject Property   of Total
--------------------------------------------------------------------------------
Commercial                    322,000       60%         47,000           51%
Meeting and Group             117,000       22          14,000           15
Leisure                        83,000       15          25,000           27
Airline                        18,000        4           7,000            8
                              -------      ---          ------          ---
Total                         540,000      100%         93,000          100%
--------------------------------------------------------------------------------

Latent Demand

The previous table illustrates the accommodated room night demand in the subject property's competitive market. Because this estimate is based on occupancies, it includes only those hotel rooms that were used by guests. Latent demand considers guests who could not be accommodated by the existing competitive supply, and can be divided into unaccommodated demand and induced demand.

Unaccommodated Demand

Unaccommodated demand refers to individuals who are unable to secure accommodations in the market because all of the local hotels are filled. These travelers must defer their trips, settle for less desirable accommodations, or stay in properties located outside the market area. Because this demand did not yield occupied room nights, it is not included in the estimate of historical accommodated room night demand.

                                                   Projection of
HVS International, Mineola, New York               Occupancy and Average Rate 82
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
=============

Of particular interest to the subject market area is the source of overflow demand. Overflow demand results from unaccommodated demand being displaced into secondary markets (generally outlying areas), in this case, the subject market area. Currently, the subject market area enjoys significant overflow demand from Silicon Valley to the south. This turn-away demand has been difficult to measure and quantify, as there are no existing systems in place to measure overflow demand into a particular market from another. However, according to discussions with local hotel operators, as well as Smith Travel Research data, it is estimated that approximately 10% of the subject market area's overall demand represents overflow demand being displaced from Silicon Valley into the subject area. With this overflow demand, the subject market area has also experienced unaccommodated demand of its own, which is estimated to be approximately 8%. This unaccommodated demand is forcing lodging seekers to forgo travel plans or is pushing them further north to hotels in the secondary markets of Union City and Hayward.

================================================================================
Table 7-4 1995 Accommodated and Unaccommodated Demand
--------------------------------------------------------------------------------
                     Accommodated
                      Room Night       Unaccommodated          Unaccommodated
Market Segment          Demand        Demand Percentage      Room Night Demand
--------------------------------------------------------------------------------
Commercial              322,000             8.0 %                   25,743
Meeting and Group       117,000             0.0                          0
Leisure                  83,000             0.0                          0
Airline                  18,000             0.0                          0
                        -------                                     ------
Total                   540,000                                     25,743
--------------------------------------------------------------------------------

Total Usable Room Night Demand

Total usable room night demand is estimated by combining accommodated demand and usable latent demand. Usable latent demand is that portion of latent demand that can be absorbed based on the number of existing and proposed hotel rooms in the market.

With the projected increase in room supply, approximately 2.3% in 1997, 11.5% in 1998, and 5.6% in 1998, these new rooms will allow existing unaccommodated demand to be absorbed into the market. The following table shows the projected annual change in accommodated and usable room night demand in the subject property's competitive market.

                                                   Projection of
HVS International, Mineola, New York               Occupancy and Average Rate 83
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
=============

============================================================================================================
Table 7-5 Total Usable Room Night Demand
------------------------------------------------------------------------------------------------------------

                          Historical   1997      1998      1999      2000      2001       2002       2003
------------------------------------------------------------------------------------------------------------

Commercial
Growth Rate                  --         2.5%      3.0%      2.5%      2.0%      2.0%       2.0%       2.0%
Accommodated Demand       321,785   329,830   339,725   348,218   355,182   362,286    369,532    376,923
Usable Latent                --           0    23,101    25,072    28,415    28,983     29,563     30,154

Meeting and Group
Growth Rate                  --         2.5%      3.0%      2.5%      2.5%      2.5%       2.5%       2.5%
Accommodated Demand       117,223   120,154   123,759   126,853   130,024   133,275    136,607    140,022
Usable Latent                --           0         0         0         0         0                     0

Leisure
Growth Rate                  --         2.0%      2.0%      1.5%      1.5%      1.5%       1.5%       1.5%
Accommodated Demand        82,731    84,386    86,074    87,365    88,675    90,005     91,355     92,725
Usable Latent                --           0         0         0         0         0          0          0

Airline
Growth Rate                  --         1.5%      1.5%      1.5%      1.5%      1.5%       1.5%       1.5%
Accommodated Demand        18,493    18,770    19,052    19,338    19,628    19,922     20,221     20,524
Usable Latent                --           0         0         0         0         0        0            0

Totals
Commercial                321,785   329,830   362,826   373,290   383,597   391,269    399,095    407,077
Meeting and Group         117,223   120,154   123,759   126,853   130,024   133,275    136,607    140,022
Leisure                    82,731    84,386    86,074    87,365    88,675    90,005     91,355     92,725
Airline                    18,493    18,770    19,052    19,338    19,628    19,922     20,221     20,524
                          -------   -------   -------   -------   -------   -------    -------    -------
  TOTAL DEMAND            540,232   553,140   591,711   606,846   621,924   634,471    647,278    660,348

  Annual Forecasted Growth              2.4%      7.0%      2.6%      2.5%      2.0%      2.0%        2.0%
------------------------------------------------------------------------------------------------------------

                                                   Projection of
HVS International, Mineola, New York               Occupancy and Average Rate 84
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
=============

Guestroom Supply

In 1995, the competitive properties provided a weighted total of 1,869 guestrooms. Over the next three years, a total of 370 new guestrooms represented by six properties will enter the subject market. The following table shows the projected competitive supply of available rooms and available room nights. To calculate the annual number of available room nights, the number of available rooms is multiplied by 365.

================================================================================
Table 7-6  Available Rooms and Room Nights
--------------------------------------------------------------------------------
                    Total Room                                     Overall
                      Night               Room Nights            Competitive
   Year               Demand                Available             Occupancy
--------------------------------------------------------------------------------
Historical            540,232               661,380                  82%
   1997               553,140               678,900                  81
   1998               591,711               761,390                  78
   1999               606,846               796,430                  76
   2000               621,924               796,430                  78
   2001               634,471               796,430                  80
   2002               647,278               796,430                  81
   2003               660,348               796,430                  83
--------------------------------------------------------------------------------

Overall Competitive Occupancy

Although the subject market area currently enjoys occupancies in the low-80% range, new supply representing roundly 20% of existing room supply will enter the market in 1997, 1998, and 1999. This will result in a general decline in overall competitive occupancy levels to the mid-70% range, followed by a moderate rebound.

Competitive Index Analysis

Competitive indexes are used to analyze the relative market position of each property on the basis of a particular demand segment. The index represents the number of times each year that one room is occupied by one type of traveler (e.g., commercial, meeting and group, leisure, or airline), or the number of room nights actually accommodated per year, per room, per market segment. For example, if a hotel has a commercial competitive index of 190, each room in the property is occupied 190 times a year by a commercial traveler. The competitive index is calculated by dividing a hotel's annual accommodated room night demand in a particular market segment by that property's room count. Competitive indexes will be used to illustrate each property's position in the market based on its ability to compete with other local lodging facilities.

Commercial Segment

The historical commercial segment competitive indexes in the subject property's market ranged from 141 to 235. The Courtyard by Marriott in

                                                   Projection of
HVS International, Mineola, New York               Occupancy and Average Rate 85
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
=============

Fremont was the most competitive property in the commercial market in 1995, with an index of 235. Following the Courtyard is the Sheraton Milpitas with 192, and the Embassy Suites Milpitas with 190.

The subject property is forecast to increase its level of competitiveness in the commercial segment from 150 to 160 by 1999, reflecting growth in this category to market levels. The proposed hotels are projected to enter the market in 1997 and 1998. The following table shows the projected commercial segment competitive indexes of the area's hotels.

================================================================================
Table 7-7  Commercial Segment Competitive Indexes
--------------------------------------------------------------------------------
Property                         Historical    1997    1998   1999   2000   2001
--------------------------------------------------------------------------------
Newark/Fremont Hilton                150       150     155    160    160    160
Holiday Inn Milpitas                 165       165     165    165    165    165
Sheraton Milpitas                    192       192     192    192    192    192
Embassy Suites Milpitas              190       190     190    190    190    190
Radisson Hotel Union City            141       141     141    141    141    141
Best Western Garden Court Inn        190       190     190    190    190    190
Courtyard by Marriott                235       235     235    235    235    235
Secondary                            212       212     212    212    212    212
Residence Inn - Milpitas               0       260     260    260    260    260
Homestead Village - Milpitas           0       245     245    245    245    245
Extended Stay America - Fremont        0         0     245    245    245    245
Extended Stay America - Milpitas       0         0     245    245    245    245
TownePlace Suites/Courtyard            0         0     250    250    250    250
--------------------------------------------------------------------------------

Meeting and Group Segment

Reflecting its sizable and high-quality meeting space, the subject property is projected to increase its level of competitiveness in the meeting and group segment from 45 to 57 by 1999. Additionally, the Newark/Fremont Hilton is currently underserving its fair share of group meeting business; however, current management reports that significant progress is being made in this area with future advance bookings. The proposed Residence Inn in Milpitas is projected to have a minimal level of meeting and group business.

The following table illustrates the competitive indexes in the meeting and group segment.

                                                   Projection of
HVS International, Mineola, New York               Occupancy and Average Rate 86
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
=============

================================================================================
Table 7-8  Meeting and Group Segment Competitive Indexes
--------------------------------------------------------------------------------
Property                         Historical    1997    1998   1999   2000   2001
--------------------------------------------------------------------------------
Newark/Fremont Hilton                 45        45      50     57     57     57
Holiday Inn Milpitas                 105       105     105    105    105    105
Sheraton Milpitas                     74        74      74     74     74     74
Embassy Suites Milpitas               73        73      73     73     73     73
Radisson Hotel Union City             70        70      70     70     70     70
Best Western Garden Court Inn         29        29      29     29     29     29
Courtyard by Marriott                 16        16      16     16     16     16
Secondary                             63        63      63     63     63     63
Residence Inn - Milpitas               0        25      25     25     25     25
Homestead Village - Milpitas           0         0       0      0      0      0
Extended Stay America - Fremont        0         0       0      0      0      0
Extended Stay America - Milpitas       0         0       0      0      0      0
TownePlace Suites/Courtyard            0         0      50     50     50     50
--------------------------------------------------------------------------------

Leisure Segment

The subject property is projected to decrease its level of competitiveness in the lower-rated leisure segment, which will be displaced by higher corporate and group demand. The proposed hotels are projected to capture a sizable portion of this demand as they begin to penetrate the market.

The following table illustrates the competitive indexes in the leisure segment.

================================================================================
Table 7-9 Leisure Segment Competitive Indexes
--------------------------------------------------------------------------------
Property                         Historical    1997    1998   1999   2000   2001
--------------------------------------------------------------------------------
Newark/Fremont Hilton                 81        74      74     70     70     70
Holiday Inn Milpitas                  30        30      30     30     30     30
Sheraton Milpitas                     30        30      30     30     30     30
Embassy Suites Milpitas               29        29      29     29     29     29
Radisson Hotel Union City             28        28      28     28     28     28
Best Western Garden Court Inn         73        73      73     73     73     73
Courtyard by Marriott                 63        63      63     63     63     63
Secondary                             50        50      50     50     50     50
Residence Inn - Milpitas               0        42      42     42     42     42
Homestead Village - Milpitas           0        65      65     65     65     65
Extended Stay America - Fremont        0         0      65     65     65     65
Extended Stay America - Milpitas       0         0      65     65     65     65
TownePlace Suites/Courtyard            0         0      40     40     40     40
--------------------------------------------------------------------------------

Airline Segment

As a hotel's occupancy improves, its reliance on airline demand generally diminishes. Because this segment commands deeply discounted rates,

                                                   Projection of
HVS International, Mineola, New York               Occupancy and Average Rate 87
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
=============

operators prefer to accommodate more lucrative types of demand whenever possible.

Currently, only the subject property and the Radisson Hotel Union City accommodate airline demand. According to our discussions with subject management, despite the current high levels of occupancy and average rates enjoyed by the subject property, there is a resistance to eliminate this demand segment entirely. As such, we project this demand segment to decline over time. Conversely, we project the Radisson Hotel in Union City to increase its share of this demand segment due to increased competitive pressures.

================================================================================
Table 7-10 Airline Segment Competitive Indexes
--------------------------------------------------------------------------------
Property                         Historical    1997    1998   1999   2000   2001
--------------------------------------------------------------------------------
Newark/Fremont Hilton                 24        20      20     15     10     10
Holiday Inn Milpitas                   0         0       0      0      0      0
Sheraton Milpitas                      0         0       0      0      0      0
Embassy Suites Milpitas                0         0       0      0      0      0
Radisson Hotel Union City             42        45      50     50     50     50
Best Western Garden Court Inn          0         0       0      0      0      0
Courtyard by Marriott                  0         0       0      0      0      0
Secondary                              0         0       0      0      0      0
Residence Inn - Milpitas               0         0       0      0      0      0
Homestead Village - Milpitas           0         0       0      0      0      0
Extended Stay America - Fremont        0         0       0      0      0      0
Extended Stay America - Milpitas       0         0       0      0      0      0
TownePlace Suites/Courtyard            0         0       0      0      0      0
--------------------------------------------------------------------------------

Subject Property's Room Night Capture and Occupancy

After the competitive index is calculated, it is adjusted to reflect the property's room count, yielding a figure referred to as the market share adjuster. The market share adjuster of each property is then divided by the total market share adjuster for all of the competitors, resulting in each hotel's market share. By multiplying the projected market share by the area's usable room night demand, we can determine the total number of room nights captured by a specific hotel. Occupancy is then calculated by dividing the projected number of room nights captured by the property's total number of available room nights.

Multiplying the subject property's projected market share by the estimated room night demand in each segment results in the following estimate of room nights captured by the hotel.

                                                   Projection of
HVS International, Mineola, New York               Occupancy and Average Rate 88
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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Table 7-11  Room Nights Captured by the Subject Property

================================================================================
Room Nights Captured by Subject - Existing
--------------------------------------------------------------------------------
                              1997     1998     1999    2000      2001     2002
                            ----------------------------------------------------
Commercial

Demand                      329,830  362,826  373,290  383,597  391,269  399,095
Market Share                 0.1395   0.1227   0.1189   0.1189   0.1189   0.1189
Capture                      46,016   44,521   44,396   45,622   46,535   47,465

Meeting and Group

Demand                      120,154  123,759  126,853  130,024  133,275  136,607
Market Share                 0.1185   0.1218   0.1318   0.1318   0.1318   0.1318
Capture                      14,236   15,073   16,725   17,143   17,572   18,011

Leisure

Demand                       84,386   86,074   87,365   88,675   90,005   91,355
Market Share                 0.2767   0.2469   0.2270   0.2270   0.2270   0.2270
Capture                      23,351   21,248   19,828   20,125   20,427   20,733

Airline

Demand                       18,770   19,052   19,338   19,628   19,922   20,221
Market Share                 0.3454   0.3219   0.2626   0.1919   0.1919   0.1919
Capture                       6,482    6,134    5,078    3,766    3,822    3,880
                            -------  -------  -------  -------  -------  -------
    Total Capture            90,085   86,976   86,027   86,656   88,355   90,090
--------------------------------------------------------------------------------

Dividing the total number of room nights captured by the subject property's number of available room nights per year (calculated as 311 x 365) produces the projected occupancy percentage.

================================================================================
Table 7-12 Calculation of the Subject Property's Projected Occupancy
--------------------------------------------------------------------------------
                             1997     1998     1999    2000      2001     2002
                           -----------------------------------------------------
Total Room Nights
  Captured/Year             90,085   86,976   86,027   86,656   88,356   90,089
Available Room Nights      113,515  113,515  113,515  113,515  113,515  113,515
Occupancy                    79.36%   76.62%   75.78%   76.34%   77.84%   79.36%
Rounded                         79%      77%      76%      76%      78%      79%
--------------------------------------------------------------------------------

                                                   Projection of
HVS International, Mineola, New York               Occupancy and Average Rate 89
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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For the purpose of forecasting income and expense, we will use the following occupancy levels.

================================================================================
Table 7-13 Occupancy Forecast
--------------------------------------------------------------------------------
          Year          Occupancy

          1997             79%
          1998             77
       Stabilized          76
--------------------------------------------------------------------------------

Although the preceding room night analysis shows the subject property achieving a 79% occupancy in 2002, we have chosen to use a stabilized level of 76.0%. The stabilized occupancy is intended to reflect the anticipated results of the property over its remaining economic life, given any and all changes in the life cycle of the hotel. Thus, the stabilized occupancy excludes from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusually high or low occupancies. Although the subject property may operate at occupancies above this stabilized level, we believe it equally possible for new competition and temporary economic downturns to force the occupancy below this selected point of stability.

AVERAGE RATE ANALYSIS

One of the most important considerations in estimating the value of a lodging facility is a supportable forecast of its attainable average rate, which is more formally defined as the average rate per occupied room. Average rate can be calculated by dividing the total rooms revenue achieved during a specified period by the number of rooms sold during the same period. The projected average rate and the anticipated occupancy percentage are used to forecast rooms revenue, which in turn provides the basis for estimating most other income and expense categories.

Average Rate by Month

The following table shows the subject property's monthly occupancy and average rate from May 1994 through October 1996.

                                                   Projection of
HVS International, Mineola, New York               Occupancy and Average Rate 90
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================
Table 7-14 Subject Property's Occupancy and Average Rate by Month
--------------------------------------------------------------------------------
                     1994                    1995                   1996
            ---------------------    --------------------    -------------------
                          Average                 Average                Average
Month       Occupancy      Rate      Occupancy     Rate      Occupancy    Rate
--------------------------------------------------------------------------------
January        N/A           N/A       64.2%      $66.08       68.3%     $78.84
February       N/A           N/A       73.5        65.13       85.3       75.54
March          N/A           N/A       75.3        67.49       84.4       75.48
April          N/A           N/A       69.6        67.26       80.1       79.76
May           82.7%       $52.60       80.2        64.70       83.0       76.24
June          85.3         58.95       77.7        63.90       90.8       78.29
July          79.4         57.17       86.9        62.53       93.1       73.46
August        83.3         62.27       85.9        67.67       89.9       76.30
September     71.1         60.47       82.4        66.59       79.4       78.71
October       67.2         62.42       82.8        67.51       87.7       82.63
November      54.0         66.35       75.5        65.43        N/A         N/A
December      58.8         58.83       64.2        66.08        N/A         N/A
              ----         -----       ----        -----       ----       -----
Annual Avg     N/A           N/A       76.5%      $65.86        N/A         N/A
Year-to-Date   N/A           N/A       77.9        65.89       84.2%     $77.53
--------------------------------------------------------------------------------

The previous table underscores the correlation between a hotel's occupancy and its average rate: as occupancy increases, rates tend to follow. On a monthly basis, the Newark/Fremont Hilton achieves its highest average rate during the spring and fall months, and the lowest rate during the winter months, following the cycle of business.

The subject property experienced a surge in occupancy and average rate during the fall of 1995, which corresponds with the rising fortunes of Silicon Valley firms. In January 1996, with the bulk of the renovations complete, subject management increased average rates significantly, while occupancy continued to increase as a result of significant overflow demand from Silicon Valley.

Market Segmentation Method

The subject property's average rate will be projected using the market segmentation method. The advantage of this method is its ability to reflect anticipated changes in the subject property's market mix and their impact on average rate. This technique begins with an analysis of the room rates commanded by local hotels in each market segment. Using this information, we can forecast the subject property's rate on a segment-by-segment basis. The projected rate in each segment is then multiplied by the number of room nights the hotel is expected to capture in that segment (as determined earlier in this analysis). These amounts are totaled, yielding the overall

                                                   Projection of
HVS International, Mineola, New York               Occupancy and Average Rate 91
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
=============

rooms revenue. Average rate is then calculated by dividing the property's total rooms revenue by the estimated number of occupied rooms.

Although the average rate analysis presented here follows the occupancy projections, these two statistics are highly correlated; in reality, one can not project occupancy without making specific assumptions regarding average rate. This relationship is best illustrated by rooms revenue per available room (RevPAR), which reflects a property's ability to maximize rooms revenue. The following table summarizes the 1995 average rate and RevPAR of the subject property and its competitors.

================================================================================
Table 7-15 1995 Average Rate and RevPAR of the Primary Competitors
--------------------------------------------------------------------------------
                                         1966                      1996
                                        Average                 Rooms Revenue
Property                                Room Rate             Per Available Room
--------------------------------------------------------------------------------
Newark/Fremont Hilton                    $76.00                   $62.32
Holiday Inn Milpitas                      82.00                    67.24
Sheraton Milpitas                        105.00                    85.05
Embassy Suites Milpitas                  104.00                    83.20
Radisson Hotel Union City                 64.00                    49.28
Best Western Garden Court Inn             60.00                    48.00
Courtyard by Marriott                     88.00                    75.68
                                          -----                    -----
  Average                                $83.80                   $67.83
--------------------------------------------------------------------------------

As the subject property is considered to be locationally inferior to the majority of its competitors in terms of proximity to the key sources of demand located to the south, the subject property is vulnerable to a future decline in overflow demand. Additionally, new supply located closer to these demand generators will further erode the subject property's position in the market. However, this is likely to be mitigated by the recent upgrade of the subject property's facilities, and continued effective management and marketing of the property.

Average Rate Increases

It is important to note that hotel room rate increases do not necessarily conform to the underlying monetary inflation rate, because lodging facilities are influenced by market conditions such as the relationship between supply and demand. A hotel's ability to raise room rates is affected by a number of factors, including the following.

o Supply and Demand Relationships - The relationship between supply and demand is one of the factors that determine hotel occupancies and

                                                   Projection of
HVS International, Mineola, New York               Occupancy and Average Rate 92
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
=============

      average rates. Strong markets where lodging demand is increasing faster than supply are often characterized by rate growth that exceeds inflation. Markets that are overbuilt or suffering from declining demand are unlikely to exhibit any significant increases in average rates.

o Inflationary Pressures - Price increases caused by inflation affect hotel room rates by eroding profit margins and encouraging operators to raise prices. This strategy is effective only in markets that are characterized by a healthy supply and demand relationship.

o Improving the Competitive Standard - When a new lodging facility enters a mature market, its rates may be set higher than the marketwide average in an effort to justify the development costs. This may allow other competitors to achieve corresponding gains by effectively raising the amount the market will bear. However, if the addition to supply has a severe impact on the occupancy levels of other hotels, price competition may ensue.

o Property-Specific Improvements - Changes that make a hotel more or less attractive to guests can have an impact on average rate. An expansion, renovation, upgrading, or the introduction of additional facilities and amenities may enable greater-than-inflationary room rate increases. Likewise, deferred maintenance may make a property less competitive, engendering a decline in room rates.

In determining average rate projections, changes that occur prior to occupancy stabilization are generally attributable to factors that are specific to the property and the market. After a hotel achieves a stabilized occupancy, room rates are generally expected to continue to increase at the underlying inflation rate throughout the remainder of the projection period.

Average Rates by Market Segment

Average rate can be projected by considering anticipated changes in the subject property's demand mix and the rates that can be commanded in each market segment. The Newark/Fremont Hilton's historical average rates are set forth in the following table.

To project average rate, we have applied growth factors to the hotel's 1995 rates in each market segment. The following table outlines these growth factors.

                                                   Projection of
HVS International, Mineola, New York               Occupancy and Average Rate 93
--------------------------------------------------------------------------------

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     HVS
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INTERNATIONAL
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================================================================================
Table 7-16 1995 Average Rate by Market Segment and Assumed Growth Factors
--------------------------------------------------------------------------------
                                              Projected Growth Rate
                       1996        ---------------------------------------------
Market Segment     Average Rate    1997      1998      1999      2000      2001
--------------------------------------------------------------------------------
Commercial            $88.00       6.0%      4.0%      3.0%      3.0%      3.0%
Meeting and Group     $75.00       5.0%      4.0%      3.0%      3.0%      3.0%
Leisure               $65.25       4.0%      3.0%      3.0%      3.0%      3.0%
Airline               $39.00       4.0%      3.0%      3.0%      3.0%      3.0%
--------------------------------------------------------------------------------

To arrive at projections, the growth factors are applied to the subject property's historical average rate in each market segment. These calculations are summarized in the following table.

=====================================================================================================================
Table 7-17 Forecast of Average Rate by Market Segment
---------------------------------------------------------------------------------------------------------------------
                                     Group/                                                     Weighted      Percent
                  Commercial         Meeting      Leisure        Contract        Total        Average Rage    Change
---------------------------------------------------------------------------------------------------------------------
Historical
Demand                46,541          13,962         25,132         7,447         93,082
Segment Rate          $88.00          $75.00         $65.25        $39.00
     Revenue      $4,095,621      $1,047,176     $1,639,877      $290,417     $7,073,091        $75.99           ---

1997
Demand                46,016          14,236         23,351         6,482         90,085
Segment Rate          $93.29          $78.76        $67.87         $40.56
     Revenue      $4,293,038      $1,121,231     $1,584,766      $262,938     $7,261,973        $80.61           6.1%

1998
Demand                44,521          15,073         21,248         6,134         86,976
Segment Rate          $97.03          $81.91        $70.24         $41.98
     Revenue      $4,319,705      $1,234,640     $1,492,513      $257,530     $7,304,388        $83.98           4.2%

1999
Demand                44,396          16,725         19,828         5,078         86,027
Segment Rate          $99.94          $84.37        $72.35         $43.24
     Revenue      $4,436,804      $1,411,055     $1,434,551      $219,591     $7,502,001        $87.21           3.8%
---------------------------------------------------------------------------------------------------------------------

The following average rates will be used to project the subject property's rooms revenue.

                                                   Projection of
HVS International, Mineola, New York               Occupancy and Average Rate 94
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Table 7-18 Forecast of Occupancy and Average Rate
--------------------------------------------------------------------------------
          Year      Occupancy      Average Rate
          1997         79%            $80.61
          1998         77             $83.98
       Stabilized      76             $87.21
--------------------------------------------------------------------------------

HVS International, Mineola, New York                     Highest and Best Use 95
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8. Highest and Best Use

The concept of highest and best use recognized by the Appraisal Institute distinguishes between the highest and best use of the land (as though vacant) and that of the property (as improved). Highest and best use is defined as:

      The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(6)

The concept of highest and best use is the premise upon which value is based, and is a product of competitive forces in the marketplace. The principle of balance holds that real property value is created and sustained when contrasting, opposing, or interacting elements are in a state of equilibrium. This principle applies to relationships among various property components as well as the relationship between the costs of production and the property's productivity. The point of economic balance is achieved when the combination of land and building is optimal (i.e., when no marginal benefit or utility is achieved by adding another unit of capital). The law of increasing returns holds that larger amounts of the agents of production produce greater net income up to a certain point, after which the law of diminishing returns is applied.(7)

It is important to recognize that the highest and best use of the land (as though vacant) may differ from the highest and best use of the property (as improved). This may occur when a site has existing improvements and the highest and best use of the land differs from the current use. Nonetheless, the current property use will continue until the value of the land under its highest and best use exceeds the value of the property in its current use, plus the cost to remove the existing improvements.

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(6) The Appraisal of Real Estate - Tenth Edition, Appraisal Institute, Chicago, IL, 1992, p. 45.

(7) Ibid., p. 40.

HVS International, Mineola, New York                     Highest and Best Use 96
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In consideration of the factors influencing development in the immediate area, it is the appraisers' opinion that the highest and best use of the subject site, as vacant, would be to hold for future development.

Based on the fact that the value of the land does not exceed the value of the hotel plus the cost of demolition, it is our opinion that the subject property's highest and best use, as improved, is its current use as a lodging facility.

HVS International, Mineola, New York                      Approaches to Value 97
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9. Approaches to Value

In appraising real estate for market value, the appraiser has three approaches from which to select: the income capitalization, sales comparison, and cost approaches. Although all three valuation procedures are given consideration, the inherent strengths of each approach and the nature of the subject property must be evaluated to determine which will provide supportable estimates of market value. The appraiser is then free to select one or more of the appropriate approaches in arriving at a final value estimate.

The Income Capitalization Approach

The income capitalization approach takes a property's projected net income before debt service and allocates this future benefit to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component is calculated. The total of the mortgage component and the equity component equals the value of the property. This approach is often selected as the preferred valuation method for income-producing properties, because it most closely reflects the investment rationale of knowledgeable buyers.

The Sales Comparison Approach

The sales comparison approach estimates the value of a property by comparing it to similar properties that have been sold on the open market. To obtain a supportable estimate of value, the sales price of a comparable property must be adjusted to reflect any dissimilarities between it and the property being appraised.

The sales comparison approach may provide a useful value estimate in the case of simple forms of real estate, such as vacant land and single-family homes, where the properties are homogeneous and the adjustments are few and relatively simple to compute. In the case of complex investments such as shopping centers, office buildings, restaurants, and lodging facilities, where the adjustments are numerous and more difficult to quantify, the sales comparison approach loses much of its reliability.

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Hotel investors typically do not employ the sales comparison approach in reaching their final purchase decisions. Factors such as the lack of recent sales data, the numerous insupportable adjustments that are necessary, and the general inability to determine the true financial terms and human motivations of comparable transactions often make the results of this technique questionable. Although the sales comparison approach may provide a range of values that supports the final estimate, reliance on this method beyond the establishment of broad parameters is rarely justified by the quality of the sales data.

The market-derived capitalization rates sometimes used by appraisers are susceptible to the same shortcomings inherent in the sales comparison approach. To substantially reduce the reliability of the income capitalization approach by employing capitalization rates obtained from unsupported market data weakens the final value estimate and ignores the typical investment analysis procedures employed by hotel purchasers. Because appraisers are obligated to mirror the actions of the marketplace, we generally give the sales comparison approach minimal weight in the hotel appraisal process beyond bracketing the final estimate.(8)

The Cost Approach

The cost approach estimates market value by computing the current cost to replace the property and subtracting any depreciation resulting from physical deterioration, functional obsolescence, and external (or economic) obsolescence. The value of the land, as if vacant and available, is then added to the depreciated value of the improvements to produce a total value estimate.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements grow older and begin to deteriorate, the resultant loss in value becomes increasingly difficult to quantify accurately. We find that knowledgeable hotel buyers base their purchase decisions on economic factors such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, this approach is given minimal weight in the hotel valuation process. As noted in Hotels and Motels: A Guide to Market

----------
(8) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992,
    p. 209.

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Analysis, Investment Analysis, and Valuations, "the cost approach is seldom used to value existing hotels and motels."(9)

Reconciliation

The final step in the valuation process is the reconciliation and correlation of the value indications. Factors that are considered in assessing the reliability of each approach include the purpose of the appraisal, the nature of the subject property, and the reliability of the data used. In reconciliation, the applicability and supportability of each approach is considered and the range of value indications is examined. The most significant weight is given to the approach that produces the most reliable solution and most closely reflects the criteria used by typical investors.

Our nationwide experience with numerous hostelry buyers and sellers indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the investors who constitute the marketplace. For this reason, the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in the hotel valuation process.

----------
(9) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992,
    p. 208.

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10. Income Capitalization Approach

The income capitalization approach is based on the principle that the value of a property is indicated by its net return, or what is known as the present worth of future benefits. The future benefits of income-producing properties, such as hotels, are net income before debt service and depreciation (as estimated by a forecast of income and expense) and any anticipated reversionary proceeds from a sale. These future benefits can be converted into an indication of market value through a capitalization process and discounted cash flow analysis. Using the income capitalization approach, the subject property has been valued by analyzing the local market for transient accommodations, examining existing and proposed competition, and developing a forecast of income and expense that reflects current and anticipated income trends and cost components through a stabilized year of operation.

The forecast of income and expense is expressed in current dollars for each year. The stabilized year is intended to reflect the anticipated operating results of the property over its remaining economic life, given any or all applicable stages of build-up, plateau, and decline in the life cycle of the hotel. Thus, income and expense estimates from the stabilized year forward exclude from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusual revenues or expenses.

As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, published by the Appraisal Institute, "of the three valuation approaches available to the appraiser, the income capitalization approach generally provides the most persuasive and supportable conclusions when valuing a lodging facility."(10) This text recommends that using a ten-year forecast and an equity yield rate "most accurately reflects the actions of typical hotel buyers, who purchase

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(10) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992,
     p. 236.

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properties based on their leveraged discounted cash flow."(11) The simpler procedure of using a ten-year forecast and a discount rate is "less reliable because the derivation of the discount rate has little support. Moreover, it is difficult to adjust the discount rate for changes in the cost of capital."(12)

We have used both methods to discount the subject property's projected net income into an estimate of value. Method One is a ten-year discounted cash flow analysis in which the cash flow to equity and the equity reversion are discounted to the present value at the equity yield rate, and the income to the mortgagee is discounted at a mortgage interest rate. The sum of the equity and mortgage values is the total property value. Method Two is a simple ten-year discounted cash flow analysis in which the annual net income before debt service and the reversionary proceeds following a sale at the end of the tenth year are discounted back to the date of the appraisal at an overall discount rate, and then totaled to produce an indication of the present worth of future benefits.

To convert the projected income stream into an estimate of value through Method One, the anticipated net income (before debt service and depreciation) is allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. The total of the mortgage component and the equity component equals the value of the property. The process is described as follows.

1. The terms of typical hotel financing are set forth, including interest rate, amortization term, and loan-to-value ratio.

2. An equity yield rate of return is established. Numerous hotel buyers base their equity investments on a ten-year equity yield rate projection that takes into account ownership benefits such as periodic cash flow distributions, residual sale or refinancing distributions that return any property appreciation and mortgage amortization, income tax benefits, and various non-financial considerations such as status and prestige. The equity yield rate is also known as the internal rate of return on equity.

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(11) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992,
     p. 236

(12) Ibid.

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3. The value of the equity component is calculated by first deducting the annual debt service from the projected net income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value. After deducting the mortgage balance at the end of the tenth year and the typical brokerage and legal costs, the equity residual is discounted back to the date of value at the equity yield rate. The net income to equity for each of the ten projection years is also discounted to the present value. The sum of these discounted values equates to the value of the equity component. Adding the equity component to the initial mortgage balance yields the overall property value.

      Because the mortgage and the debt service amounts are unknown but the loan-to-value ratio was determined in Step #1, the preceding calculation can be solved through an iterative process or by use of a linear algebraic equation that computes the total property value. The algebraic equation that solves for the total property value using a ten-year mortgage and equity technique was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(13)

4. The value is proven by allocating the total property value between the mortgage and equity components and verifying that the rates of return set forth in Steps #1 and #2 can be met from the projected net income.

The process of converting the projected income stream into an estimate of value through Method Two is described as follows.

1. A discount rate is established by evaluating the total property yield derived by Method One. Occasionally, the discount rate may be adjusted slightly based on the total property yields indicated by recent transactions involving hotels similar to the subject property.

2. The reversionary value is calculated by capitalizing the 11th-year net income by the terminal capitalization rate and deducting typical brokerage and legal fees.

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(13) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

HVS International, Mineola, New York          Income Capitalization Approach 103
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3. The ten-year forecast of net income (before debt service and depreciation) and the reversionary value are discounted to the date of value at the rate derived above.

Review of Operating History

Because the Newark/Fremont Hilton is an existing hotel with an established operating performance, its historical income and expense experience can serve as a basis for projections. The subject property opened in 1984, and achieved occupancy levels of 57.3% in 1992, 60.8% in 1993, 68.0% in 1994 and 76.5% in
1995. The following income and expense statements were provided by subject property management, and are unaudited. Where applicable, we have reorganized the statements in accordance with the Uniform System of Accounts for Hotels. Please note that 1994 represented a partial year of operation by current management.

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================================================================================================================================
Table 10-1 Historical Operating Performance
--------------------------------------------------------------------------------------------------------------------------------
Year:                                     1995                                         1994
Total Rooms:                               311                                          194
Occupied Rooms:                         87,115                                       49,696
Occupancy:                               78.6%                                        73.0%
Average Rate:                           $64.07                                       $57.95
                                       $(000s)     % of Gross    PAR(1)     POR(2)   $(000s)    % of Gross       PAR(1)   POR(2)
--------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL REVENUE
   Rooms                                $ 5,716      67.1%      $18,379     $65.61   $ 2,999         64.4%      $15,461  $60.36
   Food                                   1,970      23.1         6,334      22.61     1,137         24.4         5,863   22.89
   Beverage                                 422       5.0         1,356       4.84       287          6.2         1,480    5.78
   Telephone                                297       3.5           957       3.41       179          3.8           921    3.59
   Guest Laundry                             27       0.3            88       0.31        13          0.3            65    0.25
   Other Income                              80       0.9           257       0.92        39          0.8           200    0.78
                                        -------      ----       -------     ------   -------         ----       -------  ------
      Total                               8,512      99.9        27,371      97.71     4,654         99.9        23,990   93.65

DEPARTMENTAL EXPENSES*
   Rooms                                  1,310      22.9         4,212      15.04       713         23.8         3,674   14.34
   Food & Beverage                        1,729      72.3         5,560      19.85     1,178         82.7         6,074   23.71
   Telephone                                 96      32.4           310       1.11        76         42.3           390    1.52
   Guest Laundry                             20      71.5            63       0.22         9         73.7            48    0.19
                                        -------      ----       -------     ------   -------         ----       -------  ------
      Total                               3,155      37.1        10,145      36.22     1,976         42.5        10,186   39.76

DEPARTMENTAL INCOME                       5,357      62.8        17,226      61.50     2,678         57.4        13,805   53.89
UNDISTRIBUTED OPERATING EXPENSES
   Administrative & General                 772       9.1         2,481       8.86       471         10.1         2,427    9.48
   Management Fee                           257       3.0           825       2.95       140          3.0           722    2.82
   Marketing                                493       5.8         1,587       5.66       241          5.2         1,244    4.86
   Franchise Fees                           286       3.4           919       3.28       150          3.2           773    3.02
   Property Oper. & Maint.                  399       4.7         1,283       4.58       253          5.4         1,305    5.09
   Energy                                   412       4.8         1,324       4.73       259          5.6         1,337    5.22
                                        -------      ----       -------     ------   -------         ----       -------  ------
      Total                               2,618      30.8         8,419      30.05     1,515         32.5         7,809   30.48

HOUSE PROFIT                              2,739      32.0         8,807      31.45     1,163         24.9         5,996   23.41

FIXED EXPENSES
   Property Taxes                           157       1.8           506       1.81       102          2.2           528    2.06
   Insurance                                131       1.5           422       1.51       159          3.4           819    3.20
   Reserve for Replacement                  342       4.0         1,101       3.93         2          0.0             8    0.03
   Equipment Rent                            52       0.6           168       0.60         6          0.1            32    0.12
                                        -------      ----       -------     ------   -------         ----       -------  ------
      Total                                 683       7.9         2,197       7.84       269          5.7         1,386    5.41
         NET INCOME                     $ 2,056      24.1%      $ 6,610     $23.61   $   894         19.2%      $ 4,610  $18.00
                                        =======      ====       =======     ======   =======         ====       =======  ======

Food to Rooms                                        34.5%                                           37.9%
Beverage to Food                                     21.4                                            25.2
Food & Bev to Rooms                                  41.8                                            47.5
Telephone to Rooms                                    5.2                                             6.0
Guest Laundry to Rooms                                0.5                                             0.4
Other Income to Rooms                                 1.4                                             1.3

* Departmental expenses expressed as a percentage of departmental revenues
(1) Per Available Room
(2) Per Occupied Room
--------------------------------------------------------------------------------------------------------------------------------

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Table 10-2 Historical Operating Performance
--------------------------------------------------------------------------------------------------------------------------------
Period:                                    YTD September 1996                           YTD September 1995
Total Rooms:                               312                                          311
Occupied Rooms:                         71,649                                       65,460
Occupancy:                               85.0%                                        79.1%
Average Rate:                           $75.72                                       $63.94
                                       $(000s)     % of Gross    PAR(1)     POR(2)   $(000s)    % of Gross       PAR(1)   POR(2)
--------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL REVENUE
   Rooms                                $ 5,505      70.1%      $17,645     $76.84   $ 4,298         69.5%      $13,821  $65.66
   Food                                   1,689      21.5         5,414      23.57     1,300         21.0         4,182   19.87
   Beverage                                 301       3.8           965       4.20       285          4.6           917    4.36
   Telephone                                251       3.2           803       3.50       230          3.7           740    3.52
   Guest Laundry                             25       0.3            80       0.35        22          0.4            72    0.34
   Other Income                              81       1.0           260       1.13        52          0.8           166    0.79
                                        -------      ----       -------     ------   -------         ----       -------  ------
      Total                               7,852      99.9        25,168     109.59     6,188         100.0       19,897   94.53

 DEPARTMENTAL EXPENSES*
   Rooms                                  1,135      20.6         3,639      15.84       962         22.4         3,094   14.70
   Food & Beverage                        1,634      82.1         5,237      22.80     1,448         91.3         4,656   22.12
   Telephone                                 80      32.1           258       1.12        71         30.8           228    1.08
   Guest Laundry                             18      71.4            57       0.25        16         71.0            51    0.24
                                        -------      ----       -------     ------   -------         ----       -------  ------
      Total                               2,867      36.5         9,190      40.02     2,497         40.3         8,028   38.14

DEPARTMENTAL INCOME                       4,985      63.4        15,977      69.57     3,691         59.7        11,869   56.39

UNDISTRIBUTED OPERATING EXPENSES
   Administrative & General                 657       8.4         2,106       9.17       564          9.1         1,814    8.62
   Management Fee                           237       3.0           760       3.31       187          3.0           600    2.85
   Marketing                                338       4.3         1,083       4.72       370          6.0         1,189    5.65
   Franchise Fees                           273       3.5           875       3.81       215          3.5           691    3.28
   Property Oper. & Maint.                  379       4.8         1,214       5.29       300          4.9           965    4.59
   Energy                                   267       3.4           856       3.73       310          5.0           996    4.73
                                        -------      ----       -------     ------   -------         ----       -------  ------
      Total                               2,151      27.4         6,894      30.02     1,945         31.5         6,254   29.71

HOUSE PROFIT                              2,834      36.0         9,083      39.55     1,746         28.2         5,615   26.68

FIXED EXPENSES
   Property Taxes                           135       1.7           433       1.88       114          1.8           366    1.74
   Insurance                                138       1.8           442       1.92       120          1.9           385    1.83
   Reserve for Replacement                  659       8.4         2,112       9.20       526          8.5         1,692    8.04
   Equipment Rent                            35       0.4           113       0.49        40          0.6           127    0.60
                                        -------      ----       -------     ------   -------         ----       -------  ------

      Total                                 967      12.3         3,099      13.50       799         12.8         2,570   12.21

         NET INCOME                      $1,867      23.7%      $ 5,984     $26.05      $947         15.4%       $3,045  $14.47
                                         ======      ====       =======     ======      ====         ====        ======  ======

Food to Rooms                                        30.7%                                           30.3%
Beverage to Food                                     17.8                                            21.9
Food & Bev to Rooms                                  36.1                                            36.9
Telephone to Rooms                                    4.6                                             5.4
Guest Laundry to Rooms                                0.5                                             0.5
Other Income to Rooms                                 1.5                                             1.2

* Departmental expenses expressed as a percentage of departmental revenues
(1) Per Available Room
(2) Per Occupied Room
--------------------------------------------------------------------------------------------------------------------------------

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Comparable Operating Statements

These historical income and expense statements show that over the past two calendar years and for the latest year-to-date periods, the Newark-Fremont Hilton's net income has increased steadily, from 19.9% of total in 1994, to 24.9% in 1995. Year-to-date figures indicate a similar trend, with net income increasing from 16.2% in year-to-date September 1995 to 24.6% in year-to-date September 1996. Total revenues have increased in each of the past three years, driven mostly by gains in rooms revenue, which resulted from strong occupancy and average rate performance.

Departmental expenses at the subject property, in terms of a percentage to total sales, have declined from 42.1% in 1994 to 36.7% in 1995, indicating improved operating efficiency. Year-to-date 1995, departmental expenses were 36.1% of total revenue, compared to 40.0% in the prior-year period. These departmental ratios are generally lower than comparable full-service properties, which is attributed to strong revenue generation and the efficiency of current management.

As a ratio to total sales, undistributed operating expenses have declined steadily with the increase in total revenues. As a result of reserves for replacement funding, fixed expenses increased as a ratio to total revenues in 1995. Overall, the subject property has exhibited strong growth in revenues while containing expenses, resulting in high levels of profitability. These profitability ratios are considered to be generally superior to comparable properties.

Forecast of Income and Expense

The forecast of income and expense is intended to reflect the appraiser's subjective estimate of how a typical buyer would project the subject property's future operating results. Depending on the dynamics of the local market, a typical buyer's projection may be adjusted upward or downward. We have attempted to consider these factors in formulating this forecast.

HVS International uses a fixed and variable component model to project a lodging facility's revenue and expense levels. This model is based on the premise that hotel revenues and expenses have one component that is fixed and another that varies directly with occupancy and facility usage. A projection can be made by taking a known level of revenue or expense and calculating its fixed and variable components. The fixed component is then held constant, while the variable component is adjusted for the percent change between the projected occupancy and facility usage and that which produced the known level of revenue or expense.

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Base-Year Statement of Income and Expense

Based on our review of the operating histories of the subject property and comparable hotels, we have derived a base-year statement of income and expense expressed in 1995 dollars. The units of comparison include a percentage of departmental and total revenue, amounts per available room, and amounts per occupied room. The income and expense ratios reflect an occupancy level of 78.6%. The base-year profit and loss statement will be used to determine the relationship between the fixed and variable components.

======================================================================================================
Table 10-4  Base-Year Statement of Income and Expense
------------------------------------------------------------------------------------------------------
Year:                                 1995
Number of Rooms:                       311
Occupancy:                           78.6%          Percent of         Amount per          Amount per
Average Rate:                       $64.07             Total            Available           Occupied
Occupied Rooms:                     89,210            Revenue             Room                Room
------------------------------------------------------------------------------------------------------
Revenue:
   Rooms                            $5,716              70.0%            $18,379             $64.07
   Food                              1,606              19.7               5,163              18.00
   Beverage                            410               5.0               1,320               4.60
   Telephone                           303               3.7                 975               3.40
   Guest Laundry                        27               0.3                  86               0.30
   Other Income                        103               1.3                 330               1.15
Total Revenue                       $8,165             100.0             $26,253             $91.52
------------------------------------------------------------------------------------------------------
Expenses:
   Rooms*                           $1,515              26.5%             $4,870             $16.98
   Food & Beverage*                  1,653              82.0               5,316              18.53
   Telephone*                          121              40.0                 390               1.36
   Guest Laundry*                       20              73.0                  63               0.22
   Administrative & General            778               9.5               2,500               8.72
   Management Fee                      245               3.0                 788               2.75
   Marketing                           482               5.9               1,550               5.40
   Franchise Fees                      286               3.5                 919               3.20
   Property Oper. & Maint.             500               6.1               1,608               5.60
   Energy                              450               5.5               1,447               5.04
   Property Taxes                      157               1.9                 506               1.76
   Insurance                           109               1.3                 350               1.22
   Reserve for Replacement             327               4.0               1,050               3.66
   Equipment Rent                       60               0.7                 193               0.67
Total Expenses                      $6,702              82.1%            $21,549             $75.12
------------------------------------------------------------------------------------------------------
Net Income                          $1,463              17.9%             $4,704             $16.40
======================================================================================================

Inflation Assumptions

The base revenue and expense amounts are inflated to reflect current dollars for each projection year. Line items can be affected by different factors.

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We must establish a general rate of inflation that will be applied to most revenue and expense categories. The following table shows inflation estimates made by economists at some noted institutions and corporations.

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Table 10-5  Inflation Estimates
--------------------------------------------------------------------------------

                                      Projected Increase in Consumer Price Index
                                      (Annualized Rate Versus 12 Months Earlier)
                                      ------------------------------------------
                                                   November           May
Source                                              of 1996         of 1997
--------------------------------------------------------------------------------
Maureen Allyn, Scudder Stevens Clark                 3.1%             2.3%
Wayne Angell, Bear Stearns                           3.0              3.2
Richard Berner, Mellon Bank                          2.9              2.8
David Berson, Fannie Mae                             2.9              2.8
David Blitzer, S&P                                   3.0              2.7
Paul Boltz, T. Rowe Price                            3.2              3.5
David Bostian, Herzog, Heine, Geduld                 2.9              2.5
Philip Braverman, DKB Securities                     3.0              2.8
William Brown, J.P. Morgan                           3.3              3.2
Rosanne Cahn, CS First Boston                        3.1              2.6
James Coons, Huntington National Bank                3.2              3.0
Michael Cosgrove, The Econoclast                     3.2              3.3
Dewey Daane, Vanderbilt University                   3.4              3.6
Robert Dederick, Northern Trust                      3.1              3.4
W.Dudley, Goldman Sachs                              3.4              3.2
Michael Englund, MMS Intl.                           3.2              3.3
Michael Evans, Evans Group                           3.0              3.0
Gail Fosler, Conference Board                        3.5              3.6
Maury Harris, Paine Weber, Inc.                      2.8              2.8
Tracy Herrick, Jefferies & Co.                       3.2              3.6
Stuart Hoffman, PNC Bank                             3.1              2.8
William Hummer, Wayne Hummer                         2.9              3.0
Edward Hyman, ISI Group                              2.8              2.1
Saul Hymans, University of Michigan                  2.7              1.7
Mieczyslaw Karczmar, Deutsche Bank                   2.8              3.2
Kurt Karl, WEFA Group                                2.6              2.3
Irwin Kellner, Chase Manhattan Bank                  2.6              2.3
D. Laufenberg, American Express Financial Advisors   3.2              3.4
Michelle Laughlin, Sanwa Securities                  3.0              3.2
Carol Leisenring, CoreStates Financial               2.7              2.5
Richard Lemmon, General Motors                       3.0              3.0
Mickey Levy, NationsBank Capital Markets             2.6              2.4
David Littmann, Comerica                             3.1              3.0
John Lonski, Moody's Investors Service               3.3              3.2
Paul McCulley, UBS Securities                        3.0              2.8
John McDevitt, 3M                                    2.6              2.5
Arnold Moskowitz, Moskowitz Capital                  3.1              3.5
John Mueller, LBMC, Inc.                             3.2              2.5
David Munro, High Frequency Econ.                    3.0              2.5
Carl Palash, MCM MoneyWatch                          3.0              3.0
Nicholas Perna, Fleet Financial Group                3.3              3.3
Elliott Platt, Donaldson Lufkin                      2.8              2.0
Maria F. Ramirez, MF Ramirez                         3.0              3.0
Donald Ratajczak, Georgia State University           3.0              3.3
David Resler, Nomura Securities International        2.9              2.6
Allan Reynolds, Hudson Institute                     3.3              3.6
Richard Rippe, Prudential Securities                 3.1              3.3
A. Gary Schilling, Schilling & Co.                   3.0              3.0
Allen Sinai, Lehman Brothers                         3.2              3.4
James Smith, University of North Carolina            2.1              1.9
Susan Sterne, Economic Analysis                      2.5              2.5
Donald Straszheim, Merrill Lynch                     2.7              2.3
Thomas Synott III, U.S. Trust Company                3.3              3.4
John Williams, Bankers Trust                         3.0              3.1
Raymond Worseck, A.G. Edwards                        3.6              3.3
David Wyss, DRI/McGraw-Hill                          3.0              2.5
Edward Yardeni, Deutsche Morgan Grenfell             2.2              2.0
Mark Zandi, Regional Financial Associates            3.0              3.2
                                                     ----             ----
                  Average                            3.0%             2.9%

                    Source: Wall Street Journal, July 1, 1996

--------------------------------------------------------------------------------

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The preceding table shows inflation forecasts averaging 3.0% through November of 1996 and 2.9% through May of 1997. Most of the economists in the sample estimate inflation rates ranging from 2.5% to 3.4% for the 12-month period, although several anticipate levels of slightly greater than 3.4%. As a further check on these inflation projections, we have reviewed historical increases in the Consumer Price Index.

Because the value of real estate is predicated on cash flows over a relatively long period, inflation should be considered from a long-term perspective. Between 1986 and 1994, the national CPI increased at an average annual compounded rate of 3.8%. In consideration of these historical trends, the projections set forth above, and our assessment of probable property appreciation levels, we have selected an annual stabilized inflation rate of 3.0% in 1997 and 1998, increasing to 3.5% annually thereafter.

One of the exceptions to this general inflation assumption is the projected growth in average rate. As noted earlier, increases in the subject property's room rate are projected as follows.

================================================================================
Table 10-6  Projected Growth in Average Rate
--------------------------------------------------------------------------------
                          Increase from
          Year            Previous Year
       --------------------------------
          1997                 6.1%
          1998                 4.2%
       Thereafter              3.8%
--------------------------------------------------------------------------------
Using these inflation assumptions, the base-year income and expense statement (which is expressed in 1995 dollars) is inflated to arrive at projections. Each revenue and expense category will be projected using the inflated base statement to determine the fixed and variable component relationships.

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Rooms Revenue

Rooms revenue is determined by two variables: occupancy and average rate. Earlier in this report, we estimated the subject property's occupancy and average rate as follows.

================================================================================
Table 10-7 Projected Occupancy and Average Rate
--------------------------------------------------------------------------------
                                       1997             1998       Stabilized
--------------------------------------------------------------------------------
Forecast Occupancy Percentage          79.0%            77.0%         76.0%
Forecast Average Rate                $80.61           $83.98        $87.21
--------------------------------------------------------------------------------

Rooms revenue is calculated as follows.

======================================================================================================
Table 10-8  Forecast of Rooms Revenue
------------------------------------------------------------------------------------------------------
                                                                          Number of           Forecast
     Year:       Projected             Average            Number           Days in             Rooms
    Ending:      Occupancy            Room Rate          of Units          in Year            Revenue
------------------------------------------------------------------------------------------------------
      1997          79.0         X      $ 80.61     X      311       X       365       =       $ 7,229
      1998          77.0         X        83.98     X      311       X       365       =         7,340
   Stabilized       76.0         X        87.21     X      311       X       365       =         7,524
------------------------------------------------------------------------------------------------------

Food and Beverage Revenue

Food and beverage revenue is generated by a hotel's restaurants, lounges, coffee shops, snack bars, banquet rooms, and room service. In addition to providing a source of revenue, these outlets serve as an amenity that assists in the sale of guestrooms. With the exception of properties with active lounges or banquet facilities that draw local residents, in-house guests generally represent a substantial percentage of a hotel's food and beverage patrons.

The Uniform System of Accounts for Hotels/Eighth Revised Edition defines food revenue as "revenue derived from the sale of food, including coffee, milk, tea and soft drinks. Food sales do not include meals charged on employees' (staff) checks." Beverage revenues are "derived from the sale of beverages." In addition to the revenue generated by the sale of food and beverages, hotels often produce other income that is related to this department, such as meeting room rentals, cover charges, service charges, and miscellaneous banquet revenue.

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Although food revenue varies directly with changes in occupancy, the small portion generated by banquet sales and outside capture is relatively fixed.

Food revenue was projected based on this relationship between the fixed and variable components. The following table shows the projected food revenue and several units of comparison that can be used to check the reasonableness of the forecast.

================================================================================
Table 10-9 Forecast of Food Revenue
--------------------------------------------------------------------------------
                                        1997             1998       Stabilized
--------------------------------------------------------------------------------
Total Food Revenue                    $   1,710        $  1,737      $   1,780
Percent of Total Revenue                   17.4%           17.4%          17.4%
Per Available Room                    $   5,500        $  5,584      $   5,723
Per Occupied Room                     $   19.07        $  19.87      $   20.63
--------------------------------------------------------------------------------

Based on these units of comparison, the projected food revenue appears reasonable when compared with industry standards.

Beverage Revenue

Beverage revenue is generated by the sale of alcoholic beverages in a hotel's restaurants and banquet rooms and the sale of alcoholic and nonalcoholic beverages in the bars and lounges.

Based on an analysis of comparable lodging facilities, beverage revenue is estimated to average approximately 25.6% of food revenue. Thus, beverage revenue is projected by multiplying the projected food revenue by 25.6%. The following table illustrates the forecast of beverage revenue.

================================================================================
Table 10-10 Forecast of Beverage Revenue
--------------------------------------------------------------------------------
                                        1997             1998       Stabilized
--------------------------------------------------------------------------------
Total Beverage Revenue                 $ 437            $ 444         $ 455
--------------------------------------------------------------------------------

Telephone Revenue

Telephone revenue is generated by hotel guests who charge local and long-distance calls to their rooms, and by individuals who use the property's public telephones. Prior to the deregulation of the telephone industry in the early 1980s, hotels were limited to a 15% commission on long-distance calls, a mark-up that allowed few profits. Deregulation and the

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development of sophisticated call-accounting equipment have resulted in profitable telephone departments. State-of-the-art equipment is capable of least-cost routing, automatic price billing, and posting telephone charges to guest folios. Hotels can select among various long-distance services, and can also work with any one of a number of Alternative Operator Services (AOS). These systems route and price calls, and may provide additional services.

In recent years, the hospitality industry has experienced diverging trends with respect to telephone revenue. Prices per call have increased, in some cases dramatically, yielding departmental profits as high as 50% to 55%. However, the number of long-distance calls billed per occupied room has declined as a result of the extensive use of long-distance carrier services that can be accessed locally or through a toll-free number. When guests charge long-distance calls to their personal or business accounts in this manner, the hotel loses the revenue associated with long-distance tariffs and mark-ups, and only receives an access fee.

Most telephone revenue varies directly with changes in occupancy. However, there is a small fixed component consisting of public telephone revenue, which is primarily generated by individuals using the hotel's food, beverage, and meeting facilities. Using this fixed and variable relationship, the subject property's telephone revenue is projected as follows.

================================================================================
Table 10-11 Forecast of Telephone Revenue
--------------------------------------------------------------------------------
                                        1997             1998       Stabilized
--------------------------------------------------------------------------------
Total Telephone Revenue               $     322        $    331      $     341
Percent of Total Revenue                    3.3%            3.3%           3.3%
Amount Per Available Room             $   1,036        $  1,065      $   1,098
Amount Per Occupied Room              $    3.59        $   3.79      $    3.95
--------------------------------------------------------------------------------

Guest Laundry Revenue

Guest laundry revenue is generated by hotel guests who bill laundry and dry-cleaning services to their rooms. Guest laundry is highly sensitive to changes in occupancy. Using this fixed and variable relationship, the subject property's guest laundry is projected as follows.

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Table 10-12 Forecast of Guest Laundry Revenue
--------------------------------------------------------------------------------
                                        1997             1998       Stabilized
--------------------------------------------------------------------------------
Guest Laundry Revenue                 $      28        $     29      $      30
Percent of Total Revenue                    0.3%            0.3%           0.3%
Amount Per Available Room             $      92        $     94      $      96
Amount Per Occupied Room              $    0.31        $   0.33      $    0.35
--------------------------------------------------------------------------------

Other Income

Other income is derived from sources other than guestrooms, food and beverages, and telephone services. Depending on the type of hotel and the facilities and amenities offered, other income may include the following items.

o Rentals - stores, office space, concession space, showcases, clubs, and storage.

o  Commissions from auto rentals, photography, telegrams, and vending services.

o Concessions - revenue derived from charges for the privilege of operating departments that could be operated by the hotel. Gift shops, barber shops, and beauty salons are often operated as concessions.

o  Copying and fax services.

o Cash discounts earned - discounts from creditors' accounts for payment within the discount period. This item does not include trade discounts, which are a deduction from the cost of goods sold.

o  Electronic games and pinball machines.

o  Forfeited advance deposits and guaranteed no-shows.

o Service charges - service charges that are added to a customer's account but are not paid to service personnel.

o  Interest income - interest from house accounts.

o  Salvage - revenue from the sale of old or obsolete items.

Other income is highly sensitive to changes in occupancy and slightly correlated to food and beverage volume. Using this fixed and variable relationship, the subject property's other income is projected as follows.

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Table 10-13 Forecast of Other Income
--------------------------------------------------------------------------------
                                        1997             1998       Stabilized
--------------------------------------------------------------------------------
Total Other Income                    $     109        $    112      $     115
Percent of Total Revenue                    1.1%            1.1%           1.1%
Amount Per Available Room             $     351        $    359      $     369
Amount Per Occupied Room              $    1.22        $   1.28      $    1.33
--------------------------------------------------------------------------------

Rooms Expense

Rooms expense consists of items related to the sale and upkeep of guestrooms and public space. Salaries, wages, and employee benefits account for a substantial portion of this category. Although payroll varies somewhat with occupancy (because managers can schedule maids, bell personnel, and house cleaners to work when demand requires), much of a hotel's payroll is fixed. Front desk personnel, public area cleaners, the housekeeper, and other supervisors must be maintained at all times. As a result, salaries, wages, and employee benefits are only moderately sensitive to changes in occupancy.

Commissions represent remuneration to travel agents for booking rooms. Because these fees are based on a percentage of rooms revenue, they are highly dependent on occupancy and rate. Reservations is a similar expense that reflects the cost of a franchise reservation system that typically bills as a percentage of rooms revenue. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are only slightly affected by changes in volume. In light of these considerations, we project the subject property's rooms expense as follows.

================================================================================
Table 10-14 Forecast of Rooms Expense
--------------------------------------------------------------------------------
                                        1997             1998       Stabilized
--------------------------------------------------------------------------------
Total Rooms Expense                   $   1,641        $  1,681      $   1,731
Percent of Rooms Revenue                   22.3%           22.5%          22.8%
Amount per Available Room             $   5,178        $  5,305      $   5,463
Amount per Occupied Room              $   17.95        $  18.88      $   19.69
--------------------------------------------------------------------------------

Food and Beverage Expense

Food and beverage expenses consist of items necessary for the operation of a hotel's food, beverage, and banquet facilities. Although food and beverage revenues are projected separately and occupy separate categories on a hotel's income and expense statement, the corresponding expenses are combined into a single category.

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The costs associated with food and beverage sales and payroll are moderately to highly correlated to food and beverage revenues, and comprise a substantial portion of this category. China, glassware, and linen; operating supplies; other operating expenses; and uniforms are very slightly dependent on volume. Although the other expense items are basically fixed, they represent a relatively insignificant factor. After considering the fixed and variable components, we forecast the subject property's food and beverage expense as follows.

================================================================================
Table 10-15  Forecast of Food and Beverage Expense
--------------------------------------------------------------------------------
                                        1997             1998       Stabilized
--------------------------------------------------------------------------------
Total F&B Expense                     $   1,757        $  1,803      $   1,858
Percent of Food and Beverage Revenue       81.8%           82.7%          83.1%
Amount per Available Room             $   5,650        $  5,798      $   5,975
Amount per Occupied Room              $   19.59        $  20.63      $   21.54
--------------------------------------------------------------------------------

Telephone Expense

Telephone expense consists of all costs associated with this department. In the case of small hotels with automated systems, the operation of telephones may be an additional responsibility of front desk personnel; however, most large properties employ full-time operators.

The bulk of the telephone expense consists of the cost of local and long-distance calls billed by the telephone companies that provide these services. Because most calls are made by in-house guests, these costs are moderately correlated to occupancy. Unless a particular hotel department incurs high expenses, use of telephone services by hotel employees is charged to this account. The remaining costs, which include salaries, wages, printing, and other expenses, are moderately fixed. The following table illustrates our forecast of telephone expense.

================================================================================
Table 10-16  Forecast of Telephone Expense
--------------------------------------------------------------------------------
                                        1997             1998       Stabilized
--------------------------------------------------------------------------------
Total Telephone Expense               $     161        $    166      $     172
Percent of Telephone Revenue               40.0%           40.2%          40.3%
Amount per Available Room             $     414        $    427      $     441
Amount per Occupied Room              $    1.44        $   1.52      $    1.59
--------------------------------------------------------------------------------

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Guest Laundry Expense

Guest laundry expense includes labor, packaging, equipment, maintenance and administrative costs. Using a fixed and variable forecasting model, we project the subject property's guest laundry expense as follows.

================================================================================
Table 10-17 Forecast of Guest Laundry Expense
--------------------------------------------------------------------------------
                                        1997             1998       Stabilized
--------------------------------------------------------------------------------
Total Guest Laundry Expense           $      21        $     21      $      22
Percent of Guest Laundry Revenue           73.5%           73.5%          73.5%
Amount per Available Room             $      66        $     69      $      71
Amount per Occupied Room              $    0.23        $   0.24      $    0.26
--------------------------------------------------------------------------------

Administrative and General Expense

Administrative and general expense includes the salaries and wages of all administrative personnel who are not directly associated with a particular department. Expense items related to the management and operation of the property are also allocated to this category.

Most administrative and general expenses are relatively fixed. The exceptions are cash overages and shortages; commissions on credit card charges; provision for doubtful accounts, which are moderately affected by the number of transactions or total revenue; and salaries, wages, and benefits, which are very slightly influenced by volume.

In recent years, several new items have been added to the administrative and general expense category. Human resources includes the cost of recruiting, relocating, and training personnel. Security consists of the cost of contract security for the property and related expenses.

The general insurance category includes premiums for liability, fidelity, life, theft coverage, and business interruption insurance. Fire and extended-coverage insurance on the building and contents is a separate insurance expense category. Liability insurance covers third-party actions involving bodily injury and personal property, and is typically based on rooms receipts, meeting and banquet income, and food and beverage revenue. Factors that may have an impact on a hotel's liability expense include the size of the meeting, banquet, and restaurant facilities; the ratio between the amount of alcohol served and total food and beverage sales; the presence of a dance floor; a high-rise structure; a swimming pool; life safety support systems; and the guest transportation services provided by the hotel. The

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following table illustrates our forecast of administrative and general expense.

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Table 10-18 Forecast of Administrative and General Expense
--------------------------------------------------------------------------------
                                          1997           1998       Stabilized
--------------------------------------------------------------------------------
Total Administrative & General Expense  $   858        $    883      $     911
Percentage of Total Revenue                 8.7%            8.8%           8.9%
Amount per Available Room               $ 2,759        $  2,839      $   2,929
Amount per Occupied Room                $  9.57        $  10.10      $   10.56
--------------------------------------------------------------------------------

Management Fee

Management expense consists of the basic fee paid to the type of company that is anticipated to operate the subject property. Some companies provide management services alone, while others also provide a brand name affiliation. When a management company has no brand identification, the property owner often acquires a franchise that provides the necessary image and recognition. Although most hotel management companies employ a fee schedule that includes a basic fee (usually a percentage of total revenue) and an incentive fee (usually a percentage of defined profit), the incentive portion is often subordinated to debt service and does not appear in a forecast of net income before debt service. Basic hotel management fees are almost always based on a percentage of total revenue, which means they have no fixed component.

Although the incentive fee does not decrease the cash flow available for debt service, it does reduce the potential cash flow to equity, and must be accounted for in the valuation process. Generally, the most appropriate procedure for handling the impact of the incentive fee on the equity component is to use the projected net income before debt service and incentive fee, but adjust the equity dividend or yield rate upward to reflect this added management cost. The adjusted equity dividend and yield rates will be described later in this section.

The subject property is operated by Remington Hotel Company. The subject property pays a management fee of 3.0% of total revenues. Based on our review of the current market for management contracts, we are of the opinion that this fee is consistent with prevailing market terms. Applying this management fee structure to the projection of total revenue yields the following forecast of the subject property's management fee.

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Table 10-19 Forecast of Management Fee
--------------------------------------------------------------------------------
                                          1997           1998       Stabilized
--------------------------------------------------------------------------------
Projected Total Revenue               $   9,835        $  9,993      $  10,245
Management Fee Percentage                   3.0%            3.0%           3.0%
                                      ---------        --------      ---------
   Management Fee Expense             $     295        $    300      $     307
--------------------------------------------------------------------------------

Marketing Expense

Marketing expense consists of all costs associated with advertising, sales, and promotion; these activities are intended to attract and retain customers. Marketing can be used to create an image, develop customer awareness, and stimulate patronage of a property's various facilities.

The marketing category is unique in that all expense items, with the exception of fees and commissions, are totally controlled by management. Most hotel operators establish an annual marketing budget that sets forth all planned expenditures. If the budget is followed, total marketing expenses can be projected accurately.

Marketing expenditures are unusual because although there is a lag period before results are realized, the benefits are often extended over a long period. Depending on the type and scope of the advertising and promotion program implemented, the lag time can be as short as a few weeks or as long as several years. However, the favorable results of an effective marketing campaign tend to linger, and a property often enjoys the benefits of concentrated sales efforts for many months.

Marketing expense can be divided into five categories: sales, reservations, advertising and merchandising, other marketing activities, and fees and commissions. Together, these categories include all marketing efforts made by hotel personnel and outside parties. Marketing expenses are fixed with the exception of reservations, fees, and commissions, which are calculated as a percentage of rooms revenue.

Based on the location of the subject property, the local market for transient accommodations, the competitive environment, and the hotel's anticipated market segmentation, we have developed the following marketing forecast using a fixed and variable component model.

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Table 10-20 Forecast of Marketing Expense
--------------------------------------------------------------------------------
                                          1997           1998       Stabilized
--------------------------------------------------------------------------------
Total Marketing Expense               $     532        $    548      $     565
Percentage of Total Revenue                 5.4%            5.5%           5.5%
Amount per Available Room             $   1,711        $  1,761      $   1,817 $
Amount per Occupied Room              $    5.93        $   6.26      $    6.55 $
--------------------------------------------------------------------------------

Franchise Fee

Franchise expense represents the fees paid to Hilton Corporation for the use of the company's name, trade marks, and service marks. The following table illustrates the projection of the subject property's franchise fee.

================================================================================
Table 10-21 Forecast of Franchise Fee
--------------------------------------------------------------------------------
                                          1997           1998       Stabilized
--------------------------------------------------------------------------------
Projected Rooms Revenue               $   7,229        $  7,340      $   7,524
Franchise Fee Percentage                    5.0%            5.0%           5.0%
                                      ---------        --------      ---------
   Franchise Fees Expense             $     361        $    367      $     376
--------------------------------------------------------------------------------

Property Operations and Maintenance

Property operations and maintenance expense is another expense category that is largely controlled by management. Except for repairs that are necessary to keep the facility open and prevent damage (e.g., plumbing, heating, and electrical items), most maintenance can be deferred for varying lengths of time.

Maintenance is an accumulating expense. If management elects to postpone performing a required repair, they have not eliminated or saved the expenditure; they have only deferred payment until a later date. A lodging facility that operates with a lower-than-normal maintenance budget is likely to accumulate a considerable amount of deferred maintenance.

The age of a lodging facility has a strong influence on the required level of maintenance. A new or thoroughly renovated property is protected for several years by modern equipment and manufacturers' warranties. However, as a hostelry grows older, maintenance expenses escalate. A well-organized preventive maintenance system often helps delay deterioration, but most facilities face higher property operations and maintenance costs each year, regardless of the occupancy trend. The quality of initial construction can also have a direct impact on future maintenance requirements. The use of high-quality building materials and construction

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methods generally reduces the need for maintenance expenditures over the long term.

Property operations and maintenance is considered an operating expense; as such, it includes only those components that can be expensed, rather than capitalized, under Internal Revenue Service regulations. For example, if a table leg is broken, the repair of that leg is considered an expense and is chargeable to property operations and maintenance. If the table is replaced, it becomes a capital expenditure and does not appear under the property operations and maintenance category. Appraisers account for capital replacement of items such as furniture and equipment in the reserve for replacement account, which is discussed later in this section. Property operations and maintenance costs are relatively fixed, and are projected as follows.

================================================================================
Table 10-22 Forecast of Property Operations and Maintenance Expense
--------------------------------------------------------------------------------
                                          1997           1998       Stabilized
--------------------------------------------------------------------------------
Total Property Oper. & Maint. Expense $     552        $    568      $     586
Percentage of Total Revenue                 5.6%            5.7%           5.7%
Amount per Available Room             $   1,775        $  1,826      $   1,884
Amount per Occupied Room              $    6.16        $   6.50      $    6.79
--------------------------------------------------------------------------------

Energy Expense

The energy consumption of a lodging facility takes several forms, including water and space heating, air conditioning, lighting, cooking fuel, and other miscellaneous power requirements. The most common sources of hotel energy are electricity, natural gas, fuel oil, and steam. This category also includes the cost of water service.

Total energy cost depends on the source and quantity of fuel used. Electricity tends to be the most expensive source, followed by oil and gas. Although all hotels consume a sizable amount of electricity, many properties supplement their energy requirements with less expensive sources, such as gas and oil, for heating and cooking.

A large portion of a hostelry's energy consumption is relatively fixed. Restaurants, kitchens, public areas, and corridors must be continually lighted and climate-controlled, regardless of occupancy. The energy cost of an additional occupied room (i.e., a few hours of light, television, heat, or air conditioning) is minimal. The following table presents our forecast of the subject property's energy expense.

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Table 10-23 Forecast of Energy Expense
--------------------------------------------------------------------------------
                                          1997           1998       Stabilized
--------------------------------------------------------------------------------
Total Energy Expense                  $     484        $    500      $     517
Percentage of Total Revenue                 4.9%            5.0%           5.0%
Amount per Available Room             $   1,556        $  1,607      $   1,662
Amount per Occupied Room              $    5.40        $   5.72      $    5.99
--------------------------------------------------------------------------------

Property Taxes

The estimate of property taxes was detailed in a previous section of this report. The following table summarizes these projections.

================================================================================
Table 10-24 Forecast of Property Taxes
--------------------------------------------------------------------------------
                                          1997           1998       Stabilized
--------------------------------------------------------------------------------
Total Taxes                           $     164        $    167      $     170
--------------------------------------------------------------------------------

Insurance Expense

The insurance expense category consists of the cost of insuring the hotel and its contents against damage or destruction by fire, weather, sprinkler leakage, boiler explosion, plate glass breakage, and so forth. It does not include liability coverage, which is a component of administrative and general expense.

Insurance rates are based on many factors, including building design and construction, fire detection and extinguishing equipment, fire district, distance from the firehouse, and the area's fire experience. Insurance expenses do not vary with occupancy.

Based on historical levels, we project the subject property's insurance expense at approximately $370 per available room in 1997 (the first projection period). In subsequent years, this amount is assumed to increase in tandem with inflation. The following table outlines our projection of insurance expense.

================================================================================
Table 10-25 Forecast of Insurance Expense
--------------------------------------------------------------------------------
                                          1997           1998       Stabilized
--------------------------------------------------------------------------------
Forecast Insurance Expense            $     115        $    120      $     124
--------------------------------------------------------------------------------

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Reserve for Replacement

Furniture, fixtures, and equipment are essential to the operation of a lodging facility, and their quality often influences a property's class. This category includes all non-real estate items that are capitalized, rather than expensed. The furniture, fixtures, and equipment of a hotel are exposed to heavy use and must be replaced at regular intervals. The useful life of these items is determined by their quality, durability, and the amount of guest traffic and use.

Periodic replacement of furniture, fixtures, and equipment is essential to maintain the quality, image, and income-producing potential of a lodging facility. Because capitalized expenditures are not included in the operating statement but nevertheless affect an owner's cash flow, an appraisal should reflect these expenses in the form of an appropriate reserve for replacement.

Our industry experience indicates that a reserve for replacement of 3% to 5% of total revenue is generally sufficient to provide for the timely replacement of furniture, fixtures, and equipment. Because the reserve for replacement is based on a percentage of total revenue, it has no fixed component.

Based on an analysis of comparable lodging facilities, we believe that a reserve for replacement of 4% of total revenue is sufficient to provide for the periodic replacement of the subject property's furniture, fixtures, and equipment. This amount is consistent with the reserve account contributions currently made by the hotel. The following table summarizes the projected reserve for replacement.

================================================================================
Table 10-26 Forecast of Reserve for Replacement
--------------------------------------------------------------------------------
                                          1997           1998       Stabilized
--------------------------------------------------------------------------------
Total Revenue                         $   9,835        $  9,993      $  10,245 $
Reserve Percentage                          4.0%            4.0%           4.0%
                                      ---------        --------      ---------
   Reserve for Replacement Expense    $     393        $    400      $     410 $
--------------------------------------------------------------------------------

Equipment Rent

Equipment rent are long term contracts for items essential to the operation of a lodging facility. This category includes all large capital items such as elevators, vans, computers, office and fitness equipment. The following table presents a forecast of equipment rent.

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Table 10-27 Forecast of Equipment Rent Expense
--------------------------------------------------------------------------------
                                          1997           1998       Stabilized
--------------------------------------------------------------------------------
Forecast Equipment Rent Expense       $     393        $    400      $     410
--------------------------------------------------------------------------------

Summary of Projections

Based on the preceding analysis, we have formulated a forecast of income and expense. The table on the following page presents a detailed forecast through the stabilized year, including amounts per available room (PAR) and per occupied room (POR). For the purpose of comparison, this table also presents the subject property's most recent full year of operating history. The second table illustrates our ten-year forecast of income and expense in less detail. The forecasts pertain to Calendar operating years beginning January 1, 1997, and are expressed in inflated dollars for each year.

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Table 10-28   Detailed Forecast of Income and Expense through the Stabilized Year and Most Recent Operating History,
              Newark/Fremont Hilton, Newark, California
--------------------------------------------------------------------------------------------------------------------------------
Year:                                     1997                                          1998
Number of Rooms:                           311                                           311
Occupancy:                               79.0%                                         77.0%
Average Rate:                           $80.61                                        $83.98
Occupied Rooms:                         89,677                                        87,407
                                       $(000s)     % of Gross    PAR(1)     POR(2)   $(000s)    % of Gross       PAR(1)   POR(2)
--------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL REVENUE
   Rooms                                $ 7,229      73.5%      $23,244     $80.61   $ 7,340         73.5%      $23,601  $83.98
   Food                                   1,710      17.4         5,498      19.07     1,737         17.4         5,585   19.87
   Beverage                                 437       4.4         1,405       4.87       444          4.4         1,428    5.08
   Telephone                                322       3.3         1,035       3.59       331          3.3         1,064    3.79
   Guest Laundry                             28       0.3            90       0.31        29          0.3            93    0.33
   Other Income                             109       1.1           350       1.22       112          1.1           360    1.28
                                        -------      ----       -------     ------   -------         ----       -------  ------
     Total Revenues                       9,835      100.0       31,624     109.67     9,993         100.0       32,132  114.33

DEPARTMENTAL EXPENSES *
   Rooms                                  1,610      22.3         5,177      17.95     1,650         22.5         5,305   18.88
   Food & Beverage                        1,757      81.8         5,650      19.59     1,803         82.7         5,797   20.63
   Telephone                                129      40.1           415       1.44       133         40.2           428    1.52
   Guest Laundry                             21      75.0            68       0.23        21         72.4            68    0.24
                                        -------      ----       -------     ------   -------         ----       -------  ------
     Total Dept. Expenses                 3,517      35.8        11,309      39.22     3,607         36.1        11,598   41.27

DEPARTMENTAL INCOME                       6,318      64.2        20,315      70.45     6,386         63.9        20,534   73.06

UNDISTRIBUTED OPERATING EXPENSES
   Administrative & General                 858       8.7         2,759       9.57       883          8.8         2,839   10.10
   Management Fee                           295       3.0           949       3.29       300          3.0           965    3.43
   Marketing                                532       5.4         1,711       5.93       548          5.5         1,762    6.27
   Franchise Fees                           361       3.7         1,161       4.03       367          3.7         1,180    4.20
   Property Oper. & Maint.                  552       5.6         1,775       6.16       568          5.7         1,826    6.50
   Energy                                   484       4.9         1,556       5.40       500          5.0         1,608    5.72
                                        -------      ----       -------     ------   -------         ----       -------  ------
     Total Operating Expenses             3,082      31.3         9,910      34.37     3,166         31.7        10,180   36.22

HOUSE PROFIT                              3,236      32.9        10,405      36.09     3,220         32.2        10,354   36.84

FIXED EXPENSES
   Property Taxes                           164       1.7           527       1.83       167          1.7           537    1.91
   Insurance                                115       1.2           370       1.28       120          1.2           386    1.37
   Reserve for Replacement                  393       4.0         1,264       4.38       400          4.0         1,286    4.58
   Equipment Rent                            64       0.7           206       0.71        66          0.7           212    0.76
                                        -------      ----       -------     ------   -------         ----       -------  ------
      Total                                 736       7.6         2,367       8.21       753          7.6         2,421    8.61

NET INCOME                              $ 2,500      25.3%      $ 8,039     $27.88   $ 2,467         24.6%      $ 7,932  $28.22
                                        =======      ====       =======     ======   =======         ====       =======  ======

------------------------------------------------------------------------
Year:                                    1999
Number of Rooms:                          311
Occupancy:                              76.0%
Average Rate:                          $87.21
Occupied Rooms:                        86,271
                                       $(000s)     % of Gross    PAR(1)
------------------------------------------------------------------------
DEPARTMENTAL REVENUE
   Rooms                                $7,524          73.5%   $24,193
   Food                                  1,780          17.4      5,723
   Beverage                                455           4.4      1,463
   Telephone                               341           3.3      1,096
   Guest Laundry                            30           0.3         96
   Other Income                            115           1.1        370
                                        ------         -----     ------
     Total Revenues                     10,245         100.0     32,942

DEPARTMENTAL EXPENSES *
   Rooms                                 1,699          22.6      5,463
   Food & Beverage                       1,858          83.1      5,974
   Telephone                               137          40.2        441
   Guest Laundry                            22          73.3         71
                                        ------         -----     ------
     Total Dept. Expenses                3,716          36.3     11,949

DEPARTMENTAL INCOME                      6,529          63.7     20,994

UNDISTRIBUTED OPERATING EXPENSES
   Administrative & General                911           8.9      2,929
   Management Fee                          307           3.0        987
   Marketing                               565           5.5      1,817
   Franchise Fees                          376           3.7      1,209
   Property Oper. & Maint.                 586           5.7      1,884
   Energy                                  517           5.0      1,662
                                        ------         -----     ------
     Total Operating Expenses            3,262          31.8     10,489

HOUSE PROFIT                             3,267          31.9     10,505

FIXED EXPENSES
   Property Taxes                          170           1.7        547
   Insurance                               124           1.2        399
   Reserve for Replacement                 410           4.0      1,318
   Equipment Rent                           68           0.7        219
                                        ------         -----     ------
      Total                                772           7.6      2,482

NET INCOME                              $2,495          24.3%    $8,023
                                        ======          =====    ======

* Departmental expenses expressed as a percentage of departmental revenues
(1) Per Available Room
(2) Per Occupied Room
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Table 10-29 Ten-Year Forecast of Income and Expense, Newark/Fremont Hilton, Newark, California
---------------------------------------------------------------------------------------------------------------------------------
Year:                                1997                1998                1999                2000                2001
                                  ---------------     ---------------     ---------------     ---------------     ---------------
Number of Rooms:                      311                 311                 311                 311                 311
Occupied Rooms:                    89,677              87,407              86,271              86,271              86,271
Occupancy:                          79.0%               77.0%               76.0%               76.0%               76.0%
Average Rate:                      $80.61              $83.98              $87.21              $90.26              $93.42

                                            % of                 % of                % of                % of                % of
                                   $(000s)  Gross      $(000s)  Gross      $(000s)  Gross      $(000s)  Gross      $(000s)  Gross
---------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL REVENUE
   Rooms                           $7,229    73.5%     $7,340    73.5%     $7,524    73.5%     $7,787    73.5%     $8,060    73.5%
   Food                             1,710    17.4       1,737    17.4       1,780    17.4       1,842    17.4       1,907    17.4
   Beverage                           437     4.4         444     4.4         455     4.4         471     4.4         487     4.4
   Telephone                          322     3.3         331     3.3         341     3.3         353     3.3         366     3.3
   Guest Laundry                       28     0.3          29     0.3          30     0.3          31     0.3          32     0.3
   Other Income                       109     1.1         112     1.1         115     1.1         119     1.1         123     1.1
                                  ---------------     ---------------     ---------------     ---------------     ---------------
      Total                         9,835   100.0       9,993   100.0      10,245   100.0      10,603   100.0      10,975   100.0

DEPT. EXPENSES*
   Rooms                            1,610    22.3       1,650    22.5       1,699    22.6       1,758    22.6       1,820    22.6
   Food & Beverage                  1,757    81.8       1,803    82.7       1,858    83.1       1,923    83.1       1,990    83.1
   Telephone                          129    40.1         133    40.2         137    40.2         142    40.2         147    40.2
   Guest Laundry                       21    75.0          21    72.4          22    73.3          23    74.2          24    75.0
                                  ---------------     ---------------     ---------------     ---------------     ---------------
      Total                         3,517    35.8       3,607    36.1       3,716    36.3       3,846    36.3       3,981    36.3

DEPT. INCOME                        6,318    64.2       6,386    63.9       6,529    63.7       6,757    63.7       6,994    63.7

UNDISTRIBUTED OPER. EXPENSES
   Admin. & General                   858     8.7         883     8.8         911     8.9         943     8.9         976     8.9
   Management Fee                     295     3.0         300     3.0         307     3.0         318     3.0         329     3.0
   Marketing                          532     5.4         548     5.5         565     5.5         585     5.5         605     5.5
   Franchise Fees                     361     3.7         367     3.7         376     3.7         389     3.7         403     3.7
   PO&M                               552     5.6         568     5.7         586     5.7         607     5.7         628     5.7
   Energy                             484     4.9         500     5.0         517     5.0         535     5.0         554     5.0
                                  ---------------     ---------------     ---------------     ---------------     ---------------
      Total                         3,082    31.3       3,166    31.7       3,262    31.8       3,377    31.8       3,495    31.8

HOUSE PROFIT                        3,236    32.9       3,220    32.2       3,267    31.9       3,380    31.9       3,499    31.9

FIXED EXPENSES
   Property Taxes                     164     1.7         167     1.7         170     1.7         174     1.6         177     1.6
   Insurance                          115     1.2         120     1.2         124     1.2         128     1.2         133     1.2
   Reserve for Repl.                  393     4.0         400     4.0         410     4.0         424     4.0         439     4.0
   Equipment Rent                      64     0.7          66     0.7          68     0.7          71     0.7          73     0.7
                                  ---------------     ---------------     ---------------     ---------------     ---------------
      Total                           736     7.6         753     7.6         772     7.6         797     7.5         822     7.5

NET INCOME                         $2,500    25.3%     $2,467    24.6%     $2,495    24.3%     $2,583    24.4%     $2,677    24.4%
                                  ===============     ===============     ===============     ===============     ===============

---------------------------------------------------------------------------------------------------------------------------------
Year:                                2002                2003                2004                2005               2006
                                  ---------------     ---------------     ---------------     ---------------     ---------------
Number of Rooms:                      311                 311                 311                 311                 311
Occupied Rooms:                    86,271              86,271              86,271              86,271              86,271
Occupancy:                          76.0%               76.0%               76.0%               76.0%               76.0%
Average Rate:                      $96.69             $100.08             $103.58             $107.20             $110.96

                                            % of                 % of                % of                % of                % of
                                   $(000s)  Gross      $(000s)  Gross      $(000s)  Gross      $(000s)  Gross      $(000s)  Gross
---------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL REVENUE
   Rooms                           $8,342    73.5%     $8,634    73.5%     $8,936    73.5%     $9,249    73.5%     $9,572    73.5%
   Food                             1,973    17.4       2,043    17.4       2,114    17.4       2,188    17.4       2,265    17.4
   Beverage                           504     4.4         522     4.4         540     4.4         559     4.4         579     4.4
   Telephone                          378     3.3         392     3.3         405     3.3         420     3.3         434     3.3
   Guest Laundry                       33     0.3          34     0.3          36     0.3          37     0.3          38     0.3
   Other Income                       127     1.1         132     1.1         136     1.1         141     1.1         146     1.1
                                  ---------------     ---------------     ---------------     ---------------     ---------------
      Total                        11,357   100.0      11,757   100.0      12,167   100.0      12,594   100.0      13,034   100.0

DEPT. EXPENSES*
   Rooms                            1,884    22.6       1,950    22.6       2,018    22.6       2,088    22.6       2,161    22.6
   Food & Beverage                  2,060    83.2       2,132    83.1       2,207    83.2       2,284    83.1       2,364    83.1
   Telephone                          152    40.2         158    40.3         163    40.2         169    40.2         175    40.3
   Guest Laundry                       24    72.7          25    73.5          26    72.2          27    73.0          28    73.7
                                  ---------------     ---------------     ---------------     ---------------     ---------------
      Total                         4,120    36.3       4,265    36.3       4,414    36.3       4,568    36.3       4,728    36.3

DEPT. INCOME                        7,237    63.7       7,492    63.7       7,753    63.7       8,026    63.7       8,306    63.7

UNDISTRIBUTED OPER. EXPENSES
   Admin. & General                 1,010     8.9       1,046     8.9       1,082     8.9       1,120     8.9       1,159     8.9
   Management Fee                     341     3.0         353     3.0         365     3.0         378     3.0         391     3.0
   Marketing                          626     5.5         648     5.5         671     5.5         695     5.5         719     5.5
   Franchise Fees                     417     3.7         432     3.7         447     3.7         462     3.7         479     3.7
   PO&M                               650     5.7         672     5.7         696     5.7         720     5.7         746     5.7
   Energy                             573     5.0         593     5.0         614     5.0         635     5.0         657     5.0
                                  ---------------     ---------------     ---------------     ---------------     ---------------
      Total                         3,617    31.8       3,744    31.8       3,875    31.8       4,010    31.8       4,151    31.8

HOUSE PROFIT                        3,620    31.9       3,748    31.9       3,878    31.9       4,016    31.9       4,155    31.9

FIXED EXPENSES
   Property Taxes                     181     1.6         184     1.6         188     1.5         192     1.5         196     1.5
   Insurance                          137     1.2         142     1.2         147     1.2         152     1.2         157     1.2
   Reserve for Repl.                  454     4.0         470     4.0         487     4.0         504     4.0         521     4.0
   Equipment Rent                      76     0.7          78     0.7          81     0.7          84     0.7          87     0.7
                                  ---------------     ---------------     ---------------     ---------------     ---------------
      Total                           848     7.5         874     7.5         903     7.4         932     7.4         961     7.4

NET INCOME                         $2,772    24.4%     $2,874    24.4%     $2,975    24.5%     $3,084    24.5%     $3,194    24.5%
                                  ===============     ===============     ===============     ===============     ===============

* Departmental expenses expressed as a percentage of departmental revenues

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The conversion of a property's projected net income into an estimate of value is based on the premise that investors typically purchase real estate with a small amount of equity cash (25% to 40%) and a large amount of mortgage financing (60% to 75%). The amounts and terms of available mortgage financing and the rates of return that are required to attract sufficient equity capital form the basis for allocating the net income between the mortgage and equity components and deriving a value estimate.

Mortgage Component

Data for the mortgage component may be developed from statistics of actual hotel mortgages made by long-term lenders. The American Council of Life Insurance, which represents 20 large life insurance companies, publishes quarterly information pertaining to the hotel mortgages issued by its member companies. The following table summarizes the average mortgage interest rates of the hotel loans made by these lenders. In addition, the A corporate bond yield (as reported by Moody's Bond Record) is shown for the purpose of comparison.

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Table 10-30 Average Mortgage Interest Rates and Average A Corporate Bond Yields
--------------------------------------------------------------------------------

                                                  Average A
                                  Average         Corporate
         Period                Interest Rate      Bond Yield
--------------------------------------------------------------------------------
  1st Quarter 1996                 7.79 %             7.37 %
  4th Quarter 1995                 8.44               7.28
  3rd Quarter 1995                 8.61               7.67
  2nd Quarter 1995                 9.25               7.87
  1st Quarter 1995                 9.14               8.50
  3rd Quarter 1994                 9.64               8.48
  2nd Quarter 1994                 9.38               8.28
  4th Quarter 1993                 9.38               7.80
  3rd Quarter 1993                 8.41               7.28
  2nd Quarter 1993                10.53               9.65
  4th Quarter 1992                 9.43               8.48
  3rd Quarter 1992                 9.99               8.38
  2nd Quarter 1992                 9.47               8.79
  1st Quarter 1992                10.02               8.81
  4th Quarter 1991                10.49               8.97
  3rd Quarter 1991                10.03               9.29
  2nd Quarter 1991                10.75               9.45
  3rd Quarter 1990                10.47               9.89
  2nd Quarter 1990                10.58               9.83
  4th Quarter 1989                 9.96               9.42
  3rd Quarter 1989                 9.55               9.46
  2nd Quarter 1989                10.54               9.93
  1st Quarter 1989                10.39              10.16
  4th Quarter 1988                10.07              10.03
  3rd Quarter 1988                10.66              10.51
  2nd Quarter 1988                10.09              10.33
  4th Quarter 1987                10.41              10.45
  3rd Quarter 1987                10.00               9.95
  2nd Quarter 1987                 9.81               9.46
  1st Quarter 1987                 9.43               9.19
  4th Quarter 1986                 9.44               9.55
  3rd Quarter 1986                 9.56               9.71
  2nd Quarter 1986                 9.80               9.91
  1st Quarter 1986                10.99              10.62

        Sources: American Council of Life Insurance; Moody's Bond Record

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Because of the six- to nine-month lag time in reporting and publishing hotel mortgage statistics, it is necessary to update this information to reflect current lending practices. Research by HVS International indicates that there is a close mathematical relationship between the average interest rate of a hotel mortgage and the concurrent yield on an average A corporate bond. Through a regression analysis, this relationship is expressed as follows.

                            Y = 2.76078 + 0.782280 X

      Where: Y = Estimated Hotel/Motel Mortgage Interest Rate X = Current Average A Corporate Bond Yield
                      (Coefficient of correlation is 96.4%)

The yield on A corporate bonds for the third quarter of 1996, as reported by Moody's Bond Record, was 7.91%. Using a factor of 7.91% in the equation presented above produces an estimated hotel/motel interest rate of 8.95%.

In addition to the mortgage interest rate estimate derived from this regression analysis, HVS International constantly monitors the terms of hotel mortgage loans made by our institutional lending clients. In the past year, we have noted an increase in the availability of debt financing, and many lenders have returned to the market. The current level of lending activity represents a significant increase from the restricted environment of the early 1990s. Nonetheless, the market for hotel mortgage loans remains somewhat tight, particularly when compared to the conditions that prevailed in the mid-to late 1980s. In the current lending climate, strong hotel projects that are structured on an economic basis can secure mortgage financing at interest rates ranging from 8% to 11%, depending on the property, location, affiliation, and operator.

In the 1980s, when hotel mortgages were widely available, loan-to-value ratios typically ranged from 75% to 80%. Amortization schedules were generally based on 30 years, although the term of the loan was more likely to be seven to ten years. The few loans that were underwritten in the early 1990s were based on far more stringent parameters: loan-to-value ratios declined to a range of 50% to 65%, and amortization periods of 20 to 25 years were most common.

With the recent reemergence of hotel financing, loan-to-value requirements and amortization schedules have loosened somewhat. At present, we find

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that lenders who are active in the market are using loan-to-value ratios of 65% to 75%, and amortization periods of 25 to 30 years. The exact terms offered depend on specific factors such as the property's location, the age and quality of the physical facility, local hostelry market conditions, and (perhaps more significantly) the profile of the borrower. The strongest projects typically command the highest loan-to-value ratios.

Based on the preceding analysis of the current lodging industry mortgage market and adjustments for specific factors such as the property's location and conditions in the local hotel market, it is our opinion that a 9.50% interest, 20-year amortization mortgage with a 0.111856 constant is appropriate for the subject property. We believe that a mortgage lender will lend up to 70% of the hotel's market value as determined by this appraisal.

Equity Component

The remaining capital required for a hotel investment generally comes from the equity investor. The rate of return that an equity investor expects over a ten-year holding period is known as the equity yield. Unlike the equity dividend, which is a short-term rate of return, the equity yield specifically considers a long-term holding period (generally ten years), annual inflation-adjusted cash flows, property appreciation, mortgage amortization, and proceeds from a sale at the end of the holding period.

It is difficult to quantify the rate of return required by equity investors who are seeking to purchase hotel properties. To establish an appropriate equity yield rate, HVS International uses two sources of data: past appraisals and investor interviews.

Past Appraisals - During the past 12 months, HVS International has appraised more than 400 hotels, including properties located in most major national markets. Each appraisal used a similar mortgage-equity approach in which income is projected and then discounted to a current value at rates reflecting the cost of debt and equity capital. In the case of hotels that were sold subsequent to our valuations, we are able to determine an appropriate equity yield rate by excluding incentive management fees from the projection of income and expense, inserting the projection into a valuation model, and adjusting the appraised value to reflect the actual sales price by modifying the return assumptions. The following table shows a representative sample of hotels that were sold shortly after we appraised them, along with the imputed equity return based on our valuation approach.

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Table 10-31 Sample of Hotels Sold
--------------------------------------------------------------------------------

                                                         No. of    Date of                    Overall    Total Property    Equity
Hotel                            City and State          Rooms       Sale     Sales Price       Rate         Yield         Yield
----------------------------------------------------------------------------------------------------------------------------------
Ritz-Carlton                     Phoenix, AZ               281       2/94    $23,000,000       11.0%         14.6%         21.7%
Marriott Marina                  Fort Lauderdale, FL       580       2/94     40,000,000       12.2          16.4          26.7
Holiday Inn                      Edison, NJ                274       3/94     11,803,000        7.8          17.0          26.3
Crescent Hotel                   Phoenix, AZ               342       3/94     26,000,000        6.5           7.2           2.2
Checkers Hotel Kempinski         Los Angeles, CA           173       4/94     12,750,000        3.0          18.3          27.0
Best Western Fireside Inn        Cambria, CA                46       4/94      3,377,000       11.7          15.8          24.3
Phoenician Resort                Phoenix, AZ               580       4/94    224,000,000        6.6           9.3           8.9
Newark-Fremont Hilton            Newark, CA                300       5/94      8,950,000        8.8          14.9          20.7
Radisson Inn                     Orlando, FL               299       5/94     11,150,000       12.9          18.0          28.2
Westin Kauai                     Lihue, Kauai, HI          840       6/94     97,400,000       (1.9)          8.1           7.2
Residence Inn                    Binghamton, NY             72       6/94      6,325,000       10.8          13.9          21.9
Hotel Millenium                  New York, NY              561       6/94     75,000,000        9.5          14.1          23.0
Best Western Otay Valley         Chula Vista, CA           120       7/94      2,350,000       13.2          21.1          31.8
Hampton Inn                      Islandia, NY              121       7/94      6,572,000       12.6          16.6          28.2
Hampton Inn                      Willow Grove, PA          150       7/94     10,220,000       11.0          14.3          23.0
Hampton Inn                      West Palm Beach, FL       136       7/94      4,220,000       10.8          10.8          14.3
Hampton Inn                      Naples, FL                107       7/94      5,700,000       11.4          11.5          24.9
Hampton Inn                      Albany, NY                126       7/94      9,204,000        9.3          11.5          15.8
Marriott Hotel                   South Bend, IN            299       7/94     11,500,000       10.5          13.2          18.9
Marriott SFO                     Burlingame, CA            684       8/94     61,700,000       10.2          13.2          19.0
Westfields Conference Center     Chantilly, VA             340       8/94     46,000,000       12.3          15.9          25.3
Radisson Mark Resort             Vail, CO                  349       9/94     25,200,000        8.9          15.8          24.1
Marriott East Side               New York, NY              664      10/94     55,000,000        8.5           9.7          11.1
Marriott Resort                  Vail, CO                  349      10/94     25,200,000       14.2          18.9          30.5
Marriott Quorum                  Addison, TX               547      10/94     29,815,000       13.5          18.2          31.8
Sheraton Hotel                   Hasbrouck Heights, NJ     338      11/94     10,450,000       18.3          21.1          30.7
Sheraton Inn                     Napa, CA                  191      12/94      9,968,000        8.9          13.7          19.8
Marriott Fisherman's Wharf       San Francisco, CA         255      12/94     27,755,000       10.8          13.4          19.4
Marriott Hotel                   Portland, OR              503      12/94     45,000,000       12.9          17.4          30.0
Radisson Inn                     Springfield, MO           199      12/94      5,800,000        8.2          10.1          11.3
Williamsburg Hilton              Williamsburg, VA          291      12/94     15,000,000       15.4          19.0          32.0
Marriott Tech Center             Denver, CO                625      12/94     36,000,000       13.7          16.4          27.1
Holiday Inn Sunspree             Singer Island, FL         222      12/94     11,900,000        8.6          10.6          12.4
The Plaza                        New York, NY              805       6/95    325,000,000        7.0          11.0          14.0
Fullerton Suites                 Fullerton, CA              96       5/95      5,000,000       12.9          18.7          28.5
Residence Inn                    Baton Rouge, LA            80       6/95      6,518,000       12.7          14.8          21.2
Residence Inn                    Overland Park, KS         112       6/95      8,500,000        8.9          14.7          20.8
Residence Inn                    Des Moines, IA            112       6/95      7,660,000        9.8          14.1          19.6
Residence Inn                    Hunt Valley, MD            96       6/95      6,580,000       12.3          13.6          18.3
Residence Inn                    Kansas City, MO           112       6/95      6,560,000       10.4          13.2          19.8
Residence Inn                    Lincoln, NE               120       6/95      7,100,000       10.0          13.7          18.5
Embassy Suites                   Schaurmburg, IL           209      12/95     17,800,000       10.0          13.5          18.9
Marriott Hotel                   Andover, MA               293      12/95     24,000,000        9.7          13.5          19.2
Doubletree Suites                Valley Forge, PA          229      12/95     28,500,000       10.7          14.2          15.5
Marriott Hotel                   Tysons Corner, VA         390      12/95     41,100,000       10.7          13.1          18.0
Marriott Hotel                   Warner Center, CA         461      12/95     57,900,000        6.2          11.6          14.2
Hilton at the Club               Pleasanton, CA            294      12/95     22,000,000       10.5          13.4          17.0

                            Source: HVS International

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Investor Interviews - HVS International is in constant contact with numerous institutional and individual hotel investors. This source of equity funds has definite return requirements that can be expressed as an equity yield rate based on a ten-year projection of net income before incentive management fees but after debt service. Based on our surveys and investor interviews, the following table illustrates the range of equity yields generally required by individual and institutional investors.

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Table 10-32 Equity Yield Requirements
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      Source             Equity Yield Requirement
--------------------------------------------------------------------------------
      Individual               20% - 24%
      Institution              18% - 22%
--------------------------------------------------------------------------------

Based on the assumed 70% loan-to-value ratio, the risk inherent in achieving the projected income stream, and the age, condition, and anticipated market position of the subject property, it is our opinion that an equity investor is likely to require an equity yield rate of 21.0% before payment of incentive management fees. This estimate is well supported by the equity yield requirements presented previously.

Terminal Capitalization Rate

Inherent in this valuation process is the assumption of a sale at the end of the ten-year holding period. The estimated reversionary sales price as of that date is calculated by capitalizing the projected 11th-year net income by an overall terminal capitalization rate. A percentage for the seller's brokerage and legal fees is deducted from this sales price, and the net proceeds to the equity interest (also known as the equity residual) are calculated by deducting the outstanding mortgage balance from the reversion.

To estimate a property's reversionary value, the appraiser must select a terminal capitalization rate and an allocation for brokerage and legal fees. The terminal capitalization rate is an overall rate that is applied to one stabilized year, and thus it inherently incorporates the cost of debt and equity capital. The terminal capitalization rate can be derived through a mortgage and equity band of investment technique which calculates the weighted average cost of the capital used in a hotel investment. Combining the mortgage financing terms derived previously (namely, a 70% loan-to-value ratio and a 0.111856 debt service constant) with a cash-on-cash equity dividend rate of 12% produces the following overall capitalization rate.

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                   Percent of              Rate of               Weighted
                     Value                 Return                 Average
                  ------------           ------------           ------------
Mortgage             0.75         X        0.11186       =        0.08389
Equity               0.25         X        0.12000       =        0.03000
                                                                ------------
           Overall Capitalization Rate                            0.11389

Because this overall rate will be used to capitalize net income ten years from the date of value, an upward adjustment is appropriate to reflect the uncertainty inherent in this extended period.

As previously discussed, a sale of the property triggers a reassessment of the hotel. In order to recognize the impact of the change in the assessment which would result from the assumed sale at the end of the tenth year, we have added the tax rate to the calculated terminal cap rate. The resulting "loaded" tax rate will be applied to the eleventh year net income before property taxes. For the purpose of this valuation, we will use a terminal capitalization rate of 12.16%.

As a point of reference, the terminal capitalization rate can be compared to the going-in rate implied by the subject property's estimated value. The going-in rate reflects the capitalization rate that would be applicable if the hotel were operating at a stabilized level as of the date of value. This rate is calculated by dividing the stabilized net income (expressed in current dollars as of the date of value) by the value indicated by the income capitalization approach. Generally, the terminal capitalization rate is approximately 100 to 200 basis points above the going-in rate.

Summary of Valuation Variables

The following table summarizes the valuation variables that have been used to estimate the subject property's value via the income capitalization approach.

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Table 10-33 Summary of Valuation Variables
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Loan-To-Value Ratio                                       M                70.0%
Debt Service Constant                                     f            0.111856
Equity Yield                                              1/Sn             21.0%
Brokerage and Legal Fees                                  b                 3.0%
Annual Constant Required to
    Amortize the Loan in 10 Years                         fp           0.155277
Terminal Capitalization Rate                              Rr              12.16%
--------------------------------------------------------------------------------

Valuation of the Mortgage and Equity Components

The valuation of the mortgage and equity components is accomplished through use of an algebraic equation that calculates the exact amount of debt and equity that the hotel will be able to support based on the anticipated cash flow (derived from the forecast of income and expense) and the specific return requirements demanded by the mortgage lender (interest) and the equity investor (equity yield). The equation and the calculations associated with this simultaneous valuation formula are set forth in the Addenda to this report.

Using the variables summarized above, we estimate the value of the subject property via the income capitalization approach at $21,500,000.

Proof of Value

The value is proven by calculating the yields to the mortgage and equity components during the projection period. If the mortgagee achieves a 9.50%yield and the equity yield is 21.0%, then $21,500,000 is the correct value by the income capitalization approach. Using the assumed financial structure set forth in the previous calculations, market value can be allocated between the debt and equity as follows.

              Mortgage Component(70%)          $15,036,000
              Equity Component(30%)              6,444,000
                                               -----------
                      Total                    $21,479,000


The annual debt service is calculated by multiplying the mortgage component by the mortgage constant.

              Mortgage Component               $15,036,000
              Mortgage Constant                   0.111856
                                               -----------
                Annual Debt Service             $1,681,863

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The cash flow to equity is calculated by deducting the debt service from the projected net income before debt service.

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Table 10-34  Forecast of Net Income to Equity
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           Net Income
         Available for                  Total Annual            Net Income
 Year     Debt Service                  Debt Service             to Equity
--------------------------------------------------------------------------------
 1997     $ 2,500,000         -         $ 1,682,000       =      $  818,000
 1998       2,467,000         -           1,682,000       =         785,000
 1999       2,495,000         -           1,682,000       =         813,000
 2000       2,583,000         -           1,682,000       =         901,000
 2001       2,677,000         -           1,682,000       =         995,000
 2002       2,772,000         -           1,682,000       =       1,090,000
 2003       2,874,000         -           1,682,000       =       1,192,000
 2004       2,975,000         -           1,682,000       =       1,293,000
 2005       3,084,000         -           1,682,000       =       1,402,000
 2006       3,194,000         -           1,682,000       =       1,512,000
--------------------------------------------------------------------------------

The equity residual at the end of the tenth year is calculated as follows.

Reversionary Value  ($3,506,000 /0.1216) $28,842,000
Less:
    Brokerage and Legal Fees                 865,000
    Mortgage Balance                      10,831,000
                                         -----------
         Net Sale Proceeds to Equity     $17,146,000

The overall property yield (before debt service), the yield to the lender, and the yield to the equity position have been calculated by computer with the following results.

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Table 10-35 Overall Property Yields
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                                               Projected Yield
                                            (Internal Rate of Return)
      Position             Value            Over 10-Year Holding Period
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      Total Property     $21,479,000                 14.0%
      Mortgage            15,036,000                  9.4*
      Equity               6,444,000                 21.0

*Whereas the mortgage constant and value are calculated on the basis of monthly mortgage payments, the yield in this proof assumes single annual payments. As a result, the proof's derived yield is slightly less than that actually input.
--------------------------------------------------------------------------------

The following tables demonstrate that the property receives its anticipated yields, proving that the $21,500,000 value is correct based on the assumptions used in this approach.

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Table 10-36  Total Property Yield
--------------------------------------------------------------------------------
           Net Income before               Present Worth of $1      Discounted
   Year     Debt Service                      Factor @ 14.0%         Cash Flow
--------------------------------------------------------------------------------
   1997     $ 2,500,000           x                  0.877029 =    $ 2,193,000
   1998       2,467,000           x                  0.769180 =      1,898,000
   1999       2,495,000           x                  0.674593 =      1,683,000
   2000       2,583,000           x                  0.591637 =      1,528,000
   2001       2,677,000           x                  0.518883 =      1,389,000
   2002       2,772,000           x                  0.455075 =      1,261,000
   2003       2,874,000           x                  0.399114 =      1,147,000
   2004       2,975,000           x                  0.350035 =      1,041,000
   2005       3,084,000           x                  0.306991 =        947,000
   2006       31,170,00*          x                  0.269240 =      8,392,000
                                                                   ------------
                                       Total Property Value        $ 21,479,000

        *10th year net income of $3,194,000 plus sales proceeds of $ 27,976,000
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Table 10-37  Mortgage Component Yield
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            Total Annual                         Present Worth of $1  Discounted
   Year     Debt Service                            Factor @ 9.4%      Cash Flow
--------------------------------------------------------------------------------
   1997     $ 1,682,000              x                 0.914251 =    $ 1,538,000
   1998       1,682,000              x                 0.835854 =      1,406,000
   1999       1,682,000              x                 0.764180 =      1,285,000
   2000       1,682,000              x                 0.698652 =      1,175,000
   2001       1,682,000              x                 0.638744 =      1,074,000
   2002       1,682,000              x                 0.583972 =        982,000
   2003       1,682,000              x                 0.533897 =        898,000
   2004       1,682,000              x                 0.488115 =        821,000
   2005       1,682,000              x                 0.446260 =        751,000
   2006       12,513,00*             x                 0.407993 =      5,105,000
                                                                    ------------
                                 Value Of Mortgage Component        $ 15,035,000

*10th year debt service of $1,682,000 plus outstanding mortgage balance of
                                                                    $ 10,831,000
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Table 10-38 Equity Component Yield
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             Net Income                         Present Worth of $1   Discounted
   Year      to Equity                             Factor @ 21.0%      Cash Flow
--------------------------------------------------------------------------------
   1997      $  818,000              x                0.826460 =     $   676,000
   1998         785,000              x                0.683036 =         536,000
   1999         813,000              x                0.564502 =         459,000
   2000         901,000              x                0.466538 =         420,000
   2001         995,000              x                0.385575 =         384,000
   2002       1,090,000              x                0.318662 =         347,000
   2003       1,192,000              x                0.263362 =         314,000
   2004       1,293,000              x                0.217658 =         281,000
   2005       1,402,000              x                0.179885 =         252,000
   2006       18,657,00*             x                0.148668 =       2,774,000
                                                                     -----------
              Value of Equity Component                              $ 6,443,000

*10th year net income to equity of $1,512,000 plus sales proceeds of $17,145,000
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Valuation Method Two: Discounted Cash Flow

The total property yield derived from the previous valuation method was 14.2%. After reviewing the total property yields indicated by recent hotel sales, which ranged from 7.2% to 21.1%, it is our opinion that a 14.2% discount factor would be appropriate for the Newark/Fremont Hilton. The following table illustrates the discounted cash flow analysis using a 14.2% discount factor.

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Table 10-39 Discounted Cash Flow Analysis
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                                     Discount
                      Net             Factor         Discounted
Calendar Year       Income           @ 14.0%          Cash Flow
--------------------------------------------------------------------------------
    1997        $2,500,000           0.87703        $2,192,572
    1998         2,467,000           0.76918         1,897,566
    1999         2,495,000           0.67459         1,683,109
    2000         2,583,000           0.59164         1,528,199
    2001         2,677,000           0.51888         1,389,050
    2002         2,772,000           0.45508         1,261,469
    2003         2,874,000           0.39911         1,147,054
    2004         2,975,000           0.35003         1,041,353
    2005         3,084,000           0.30699           946,759
    2006        31,170,473 *         0.26924         8,392,326

                           Estimated Market Value: $21,479,458
                                          (Say:)   $21,500,000

               Reversion Analysis

11th Year's Net Income                $3,506,000
Capitalization Rate                        12.2%

Total Sales Proceeds                 $28,841,724
    Less: Broker & Legal @ 3.0%          865,252

* 10th year net income of $3,194,000 plus sales proceeds of $27,976,473
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Conclusion

Based on our extensive experience in the hotel industry and comprehensive support provided by literature published by the Appraisal Institute, it is our opinion that the valuation procedure embodied by Method One most closely reflects the investment rationale of typical hotel buyers. As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis and Valuations,(14) Method Two (which discounts the projected net income and reversion using an overall discount rate, or total property yield) "does not consider the impact of mortgage debt, leverage and the specific equity demands of typical hotel investors. . . This technique is simple but less reliable because the derivation of the discount rate has little support." In light of this consideration, we have relied on the $21,500,000 value conclusion indicated by Method One.

----------
(14) Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Stephen Rushmore, Appraisal Institute, Chicago, IL, 1992,
     p. 236

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11. Sales Comparison Approach

The sales comparison approach is based on the assumption that an informed purchaser will pay no more for a property than the cost to acquire an existing property with equal utility. This approach estimates market value by considering the sales prices indicated by recent transactions involving properties that are similar to the property being appraised. Dissimilarities are resolved with appropriate adjustments; these differences may pertain to the date of sale, the age of the property, location, construction, condition, layout, equipment, size, or external economic factors. The reliability of the sales comparison approach depends on three factors:

1. the availability of timely, comparable sales data;

2. an understanding of the true terms of the sales and the motivation of the buyer and seller;

3. the degree of comparability, or the extent of the adjustments needed to reflect differences between the subject property and the comparable property.

In appraising lodging facilities, it is often difficult to find an adequate number of recent sales involving hotels that are truly comparable to the subject property. Consequently, it may be necessary to consider transactions involving properties in different market areas, and the required adjustments greatly diminish the reliability of the conclusions. Moreover, it is virtually impossible for an observer to determine the true motivations of the buyers and sellers involved in transactions. Hotel acquisition often represents a highly ego-driven process in which a number of external, non-market factors influence the purchase price. Unless the appraiser can quantify these influences, there is no way of knowing whether the purchase price paid actually reflects market value. A final consideration is the degree of similarity between the subject property and the comparable; in most cases, the differences are significant enough to require numerous subjective and unsubstantiated adjustments. Each adjustment represents a potential for error,

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and thus diminishes the reliability of this approach. As a result of these shortcomings, the use of the sales comparison approach in valuing hotels is primarily as a check against the value indicated by the income capitalization approach.

Hotel values declined in many areas of the country during the late 1980s and early 1990s, although a rebound began in 1994 and 1995. The downturn, which began in most markets in 1988, was largely attributable to lower operating incomes caused by an oversupply of new hotel rooms constructed during the mid-1980s. Overbuilding resulted in flat or declining average rates and occupancies, which caused revenues to fall. A number of other factors exacerbated the situation. The national recession caused a drop in demand in many markets during the early 1990s, and the Persian Gulf War created a virtual freeze on travel in the beginning of 1991, further limiting hotel demand. Operating costs continued to rise despite poor market conditions, resulting in a decline in the net operating income of hotels throughout the nation. Because operating costs have a large fixed component, many lodging facilities experienced precipitous drops in net income.

As bottom-line profits eroded, many hotels were unable to meet debt service, and hundreds of properties entered foreclosure or bankruptcy. Lenders and government agencies soon became hotel owners. Because most financial institutions were preoccupied with their distressed real estate, very little mortgage capital was available and the nation suffered from a well-publicized credit crunch. Most hotel transactions that occurred during the early 1990s were financed by the property owners, who, in most cases, were lenders.

In the early 1990s, the primary market participants were owner-operators with the expertise to turn around under-performing properties. Hotels were out of favor with passive investors as a result of the industry's poor operating performance and the uncertainty of future appreciation. The wide disparity in buyer and seller expectations also limited the number of transactions. Many sellers were unwilling to accept the fact that the market value of their hotel investments had declined below the cost of the project or the original investment. Moreover, many owners were faced with a significant tax burden upon sale, further reducing their willingness to settle for a price that was below the original acquisition cost.

As a result of these market forces, there was very little sales activity involving large, high-quality hotels. The primary difficulty was the lack of

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properties available for sale; owners who were not forced to sell opted to wait for prices to recover. The few hotels that did enter the market generally attracted 15 to 20 interested bidders, mostly consisting of owner-operators. As a result of the competition for these few assets, the prices of better-quality hotels began to escalate rapidly. In response, more sellers have been encouraged to place their products on the market.

An indicator of this market trend is the number of hotel sales that have occurred during the past few years. HVS International tracks major hotel transactions of more than $10,000,000 on an annual basis. In 1992, the number of major transactions was 67; a slightly lower level of 52 was registered in 1993. This total increased significantly (to 92) in 1994, and the 1995 total is estimated to have been 104.

In tandem with escalating prices, hotels are again being considered by traditional financing sources, which had virtually abandoned the hospitality industry by the early 1990s. Although many lenders are still approaching the market with a high degree of caution, it is now possible to obtain third-party financing for hotel transactions. The mortgage loans that are now being made are subject to fairly stringent requirements: loan-to-value ratios remain in the 65% to 75% range. The qualification of the borrower is also a crucial consideration for most lenders.

We believe that the upward trend in both pricing and sales activity will continue as financing becomes more available and additional buyers (particularly passive investors) enter the market. Consequently, it is important to consider the date of the transactions used in the sales comparison approach. When the comparable sales are not recent enough to provide an accurate picture of the current market, it may be necessary to make upward adjustments to the values indicated by the sales comparison and income capitalization approaches in recognition of the recent escalation.

Comparable Sales

Based on information provided by the Hospitality Market Data Exchange and compiled by the six offices of HVS International, the following transactions involved hotels that appear to have some degree of comparability to the subject property.

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Sale #1:

Property:               Hilton Ontario Airport

Location:               700 North Haven Avenue
                        Ontario, California

Date of Sale:           November 1996

Grantor:                MF II Vickers LP

Grantee:                HEI Hotels

Number of Rooms:        308

Sales Price:            $18,500,000

Terms:                  All cash

Price per Room:         $60,065

Interest Conveyed:      Fee simple

Source:                 Mark Rosinsky, HEI Hotels

Comments:               The 10-story property was originally constructed in 1985
                        and was in good condition at the time of sale.

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Sale #2:

Property:               Doubletree Hotel

Location:               3555 Round Barn Boulevard
                        Santa Rosa, California

Date of Sale:           October 1996

Grantor:                Santa Rosco

Grantee:                HEI Hotels

Number of Rooms:        245

Sales Price:            $15,500,000

Terms:                  All cash

Price per Room:         $63,265

Interest Conveyed:      Fee simple

Source:                 Mark Rosinsky, HEI Hotels

Comments:               The 3-story property originally opened as a Sheraton in
                        1984 and was in good condition at the time of sale.
                        Following an extended period of operation as distressed real estate, the hotel was sold in February 1990 for roughly $30,000 per room and converted to a Doubletree.

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Sale #3:

Property:               Radisson San Jose

Location:               1471 N. Fourth Street
                        San Jose, California

Date of Sale:           September 1996

Grantor:                Hospitality Assets Investors II

Grantee:                Interstate Hotels Co.

Number of Rooms:        185

Sales Price:            $17,300,000

Terms:                  All cash

Price per Room:         $93,514

Interest Conveyed:      Fee simple

Source:                 Rick Swig, RSBA & Associates

Comments:               The property was originally constructed in 1985 and was
                        in good condition at the time of sale. Interstate has been managing the property since December 1995.

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Sale #4:

Property:               Radisson Hotel Union City

Location:               32083-32085 Alvarado Niles Road
                        Union City, California

Date of Sale:           June 27, 1996

Grantor:                Hospitality Assets Investors V

Grantee:                Interstate Hotels Co.

Number of Rooms:        272

Sales Price:            $8,000,000

Terms:                  $5,000,000 institutionally financed

Price per Room:         $29,412

Interest Transferred:   Fee simple

Capitalization Rate:    8.1% (based on trailing NOI of $650,000)

Source:                 Rick Swig, RSBA & Associates

Comments:               The Radisson Hotel Union City is a primary competitor of
                        the subject property. The six-story property was originally opened in 1983 and was in good condition at the time of sale. The property features 272 guestrooms, of which 81 were added in 1996. The property has historically underperformed due to its weak location and lack of reinvestment in the property. However, this will be remedied by a renovation of an undisclosed amount of its guestrooms and meeting space which will be completed by March 1997, according to management representatives.

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Sale #5:

Property:               Pleasanton Hilton at the Club

Location:               7050 Johnson Road
                        Pleasanton, California

Date of Sale:           December 15, 1995

Grantor:                The Travelers Cos.

Grantee:                American Hospitality

Number of Rooms:        294

Sales Price:            $22,000,000

Terms:                  Not available

Price per Room:         $74,830

Interest Transferred:   Fee simple

Source:                 Guy McComb, Travelers Cos.

Comments:               The property is physically connected to a health club
                        known as Club Sport, with which it shares a common wall.
                        However, the health club is located on a separate parcel and ownership is distinct from the hotel. The five-story property was originally opened in 1985 and was in good condition at the time of sale.

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Sale #6:

Property:               Doubletree Club

Location:               5990 Stoneridge Mall Road
                        Pleasanton, California

Date of Sale:           October 15, 1995

Grantor:                Pleasantwood Ltd. Partnership

Grantee:                Wyndham Hotels & Resorts

Number of Rooms:        171

Sales Price:            $9,125,000

Terms:                  Not available

Price per Room:         $53,362

Interest Conveyed:      Fee simple

Source:                 Bob Eaton, Colliers International

Comments:               The six-story property was originally constructed in
                        1986 and was in good condition at the time of sale. The property currently operates under the Garden Hotel brand.

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In addition to considering the above recent transactions, we have also reviewed the sale of the subject property, which occurred in 1994. The details of this transaction are summarized as follows:

Subject Property:

Property:               Newark-Fremont Hilton

Location:               39900 Balentine Drive
                        Newark, California

Date of Sale:           May 18, 1994

Sales Price:            $8,350,000

Grantor:                Bruce S. Brickman & Associates

Grantee:                Newark California Hotel Limited
                        Partnership

Year Opened:            1984

Number of Rooms:        311

Price per Room:         $26,848

Estimated RevPAR:       $38.27

Confirmed by:           Bruce S. Brickman & Associates

Comments:               This transaction represents the assignment of the
                        grantor's rights pursuant to an existing purchase and sale agreement between the grantor and the previous owner of the subject property, Bay Street No. 16, Ltd., following a foreclosure by the lender, The Bank of Montreal. The property was previously operated by Interstate. The hotel is currently operated by Remington
                        Employers Corporation. At the time of sale, approximately one third of the guestrooms had undergone a soft goods refurbishment. Subsequent to the transaction, a $1.5-million renovation of the property was undertaken, which equates to roundly $4,820 per room. Based on our understanding of the terms of this transaction, we do not believe that this sale was reflective of market value.

The relevance of the previous transaction involving the subject property is also undermined by the material change in market conditions which occurred between the date of this sale and the present date of value.

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Areawide occupancy and average rate have improved dramatically in the intervening months, and are forecast to continue this positive trend. As previously discussed, the market for hotel investments has also improved significantly, due to changes in lender and investor attitudes. Finally, the property itself has undergone a significant renovation, with a total of $2.2 million spent on upgrading the facilities and amenities. For these reasons, we are of the opinion that the May 1994 sale involving the subject property is not a reliable indicator of the current value of the hotel.

Conclusion

Although the sales comparison approach may be useful in providing a value range and reflecting certain market characteristics, its applicability is limited by the numerous possible points of difference between the subject property and other hotels that have sold in recent years. These factors may include location, access, size, services and facilities offered, market conditions, chain affiliation, market orientation, management, rate structure, age, physical condition, date of sale, the highest and best use of the land, and the anticipated profitability of the operation. Circumstances surrounding a sale, such as financing terms, tax considerations, income guarantees, sales of partial interests, duress on the part of the buyer or seller, or a particular deal structure can also cause a disparity between the sales price and pure market value. Moreover, it is often difficult to determine the marketing periods that were necessary to consummate the transactions. It is extremely difficult to quantify the appropriate adjustment factors accurately because of their number and complexity, as well as the difficulty in obtaining specific, detailed information. Any attempt to manipulate the necessary adjustments is insupportable and purely speculative.

Because appraisers are expected to reflect the analytical processes and actions of typical buyers and sellers rather than to create a highly subjective valuation approach, the investment rationale of hotel owners is an essential consideration. As specialists in the valuation of hotels, we find that typical buyers purchase properties based on a thorough analysis of the anticipated economic benefits of property ownership, rather than on historical sales data.

In light of these factors, it is our opinion that the sales comparison approach is unsuitable for indicating a specific estimate of the subject property's market value; however, this approach may indicate a range of values that can be used to test the reasonableness of the value indicated by the income capitalization approach. Excluding the highest and lowest sales in the range, as well as the prior sale of the subject property, the sales prices

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range from approximately $53,400 to $74,800 per room, or $16,600,000 to $23,300,000, for the 311-unit subject property. The income capitalization approach indicates a value of $21,500,000, which falls within this range.

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12. Cost Approach

The cost approach is founded on the principle of substitution, which implies that no prudent person will pay more for a property than the amount to acquire a site and construct a building of equal desirability and utility without undue delay. This approach estimates market value by first calculating the current cost of replacing the improvements. Appropriate deductions are made for depreciation resulting from physical deterioration, functional obsolescence, and external (economic) obsolescence, and the land value is added to the depreciated replacement cost to provide an estimate of market value. The cost approach employs the following steps.

1.    The current replacement or reproduction cost is estimated.

2. Land value is estimated using techniques such as allocation, extraction, or ground rent capitalization.

3. Accrued depreciation, which can be divided into physical deterioration, functional obsolescence, and external obsolescence, is estimated.

4. Total depreciation is deducted from the subject property's replacement cost, and the land value is added to arrive at an estimate of value via the cost approach.

When forming their purchase decisions regarding existing properties, market participants tend to consider the cost of developing a new hotel with optimal physical and functional utility. External conditions, such as the depressed market for real estate (and hotels in particular), can cause a property to be worth less than its replacement cost as new. The task of estimating the loss in value resulting from incurable functional and external obsolescence is highly subjective.

The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements age and begin to deteriorate, the loss in value resulting from physical obsolescence becomes increasingly difficult to quantify accurately. Loss in value

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attributable to functional obsolescence can be even more difficult to determine.

The subject property was constructed in 1984, and will be approximately 13 years old as of the date of this appraisal. An extensive renovation amounting to approximately $2.2 million dollars was executed in 1995. According to subject property management, this upgrade involved the guestroom furnishings, publics areas, and the property's exterior. The subject property is considered to be in good condition and fully functional. The depressed hotel market conditions that prevailed in the late 1980s and the early 1990s have also led to a degree of external obsolescence. In our opinion, it is impossible to identify and quantify the impact of these factors on the property's value with any accuracy, so we will only estimate the replacement cost of the subject property.

Replacement Cost

Replacement cost is the current construction cost of a building with the same utility as the subject property, but built with modern materials and according to current construction and design standards. For the purpose of estimating the replacement cost of the subject property, we have used a hotel development cost survey conducted by HVS International. This survey is published annually in a newsletter entitled The Hotel Valuation Journal, and appeared in the May, 1995, issue of Lodging Hospitality. The survey presents the range of per-room costs associated with various components of hotel development, including the improvements, the furniture, fixtures, and equipment, pre-opening expenses, and operating capital. Statistics are compiled for three broad categories of hotels: luxury, standard, and economy. The results of this survey are presented in the following table.

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Table 12-1  Hotel Development Cost Survey (Amounts per Room)
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                       Improvements   Furniture & Equipment  Pre-Opening    Operating Capital       Total           Percent Change
------------------------------------------------------------------------------------------------------------------------------------
1976
     Luxury       $32,000  -  $55,000   $5,000  - $10,000  $1,000 -  $2,000  $1,000 - $1,500   $39,000  - $68,500    ---   -   ---
     Standard      20,000  -   32,000    3,000  -   6,000     750 -   1,000     750 -  1,000    24,500  -  40,000    ---       ---
     Economy        8,000  -   15,000    2,000  -   4,000     500 -   1,000     500 -    750    11,000  -  20,750    ---   -   ---
1979
     Luxury        36,000  -   65,000    8,000  -  15,000   1,500 -   3,000   1,500 -  2,000    47,000  -  85,000    6.8   -   8.0
     Standard      25,000  -   36,000    5,000  -  10,000   1,000 -   2,000   1,000 -  1,500    32,000  -  49,500   10.2   -   7.9
     Economy       10,000  -   20,000    3,000  -   5,000     750 -   1,000     750 -  1,000    14,500  -  27,000   10.6   -  10.0
1981
     Luxury        45,000  -   80,000   10,000  -  20,000   2,000 -   3,500   2,000 -  2,500    59,000  - 106,000   12.8   -  12.4
     Standard      25,000  -   40,000    7,000  -  13,000   1,200 -   2,500   1,200 -  2,000    34,400  -  57,500    3.8   -   8.1
     Economy       13,000  -   25,000    4,000  -   7,000     700 -   1,200     900 -  1,200    18,600  -  34,400   14.1   -  13.7
1983
     Luxury        55,000  -  100,000   12,500  -  20,000   2,300 -   4,000   2,000 -  2,800    71,800  - 126,800   10.8   -   9.8
     Standard      35,000  -   50,000    9,000  -  15,000   1,400 -   3,000   1,300 -  2,200    46,700  -  70,200   17.9   -  11.0
     Economy       18,000  -   32,000    5,000  -   8,000     800 -   1,500     900 -  1,300    24,700  -  42,800   16.4   -  12.2
1985
     Luxury        60,000  -  115,000   13,400  -  30,000   3,000 -   5,000   2,100 -  3,100    78,500  - 153,100    4.7   -  10.4
     Standard      38,000  -   57,000    9,500  -  16,500   1,900 -   3,600   1,500 -  2,500    50,900  -  79,600    4.5   -   6.7
     Economy       20,000  -   36,000    5,000  -   8,800   1,000 -   1,700   1,000 -  1,500    27,000  -  48,000    4.7   -   6.1
1986
     Luxury        62,000  -  120,000   13,700  -  30,600   3,100 -   5,200   2,300 -  3,100    81,100  - 158,900    3.3   -   3.8
     Standard      39,000  -   60,000    9,700  -  16,800   2,000 -   3,800   1,500 -  2,600    52,200  -  83,200    2.6   -   4.5
     Economy       21,000  -   37,000    5,100  -   9,000   1,000 -   1,800   1,100 -  1,500    28,200  -  49,300    4.4   -   2.7
1987
     Luxury        63,000  -  122,000   13,800  -  30,900   3,300 -   5,500   2,300 -  3,200    82,400  - 161,600    1.6   -   1.7
     Standard      40,000  -   61,000    9,800  -  16,800   2,100 -   3,900   1,500 -  2,600    53,400  -  84,300    2.3   -   1.3
     Economy       21,000  -   39,000    5,200  -   9,100   1,100 -   1,800   1,100 -  1,500    28,400  -  51,400    0.7   -   4.3
1988
     Luxury        65,000  -  125,000   14,000  -  31,000   3,300 -   5,500   2,300 -  3,200    84,600  - 164,700    2.7   -   1.9
     Standard      41,000  -   63,000   10,000  -  17,100   2,100 -   3,900   1,500 -  2,600    54,600  -  86,600    2.2   -   2.7
     Economy       22,000  -   40,000    5,200  -   9,100   1,100 -   1,800   1,100 -  1,500    29,400  -  52,400    3.5   -   1.9
1989
     Luxury        66,000  -  126,000   15,000  -  32,000   3,300 -   5,500   2,300 -  3,200    86,600  - 166,700    2.4   -   1.2
     Standard      41,000  -   64,000   10,500  -  18,000   2,100 -   3,900   1,500 -  2,600    55,100  -  88,500    0.9   -   2.2
     Economy       22,000  -   40,000    5,500  -   9,700   1,100 -   1,800   1,100 -  1,500    29,700  -  53,000    1.0   -   1.1
1990
     Luxury        67,000  -  128,000   15,400  -  33,000   3,500 -   5,700   2,500 -  3,500    88,400  - 170,200    2.1   -   2.1
     Standard      42,000  -   65,000   10,800  -  18,500   2,200 -   4,000   1,600 -  2,800    56,600  -  90,300    2.7   -   2.0
     Economy       22,500  -   41,000    5,600  -  10,000   1,200 -   1,800   1,200 -  1,600    30,500  -  54,400    2.7   -   2.6
1991
     Luxury        65,000  -  122,000   14,500  -  31,500   3,700 -   5,900   2,600 -  3,600    85,800  - 163,000   (2.9)  -  (4.2)
     Standard      40,000  -   63,000   10,000  -  17,800   2,300 -   4,200   1,700 -  2,900    54,000  -  87,900   (4.6)  -  (2.7)
     Economy       21,000  -   39,000    5,000  -   9,500   1,300 -   2,000   1,300 -  1,700    28,600  -  52,200   (6.2)  -  (4.0)
1992
     Luxury        64,000  -  120,000   14,200  -  30,900   3,800 -   6,100   2,700 -  3,700    84,700  - 160,700   (1.3)  -  (1.4)
     Standard      39,000  -   62,000    9,800  -  17,400   2,300 -   4,400   1,800 -  3,000    52,900  -  86,800   (2.0)  -  (1.3)
     Economy       21,000  -   38,000    4,900  -   9,300   1,400 -   2,100   1,300 -  1,800    28,600  -  51,200    0.0   -  (1.9)
1993
     Luxury        63,000  -  119,000   14,000  -  30,500   3,900 -   6,200   2,800 -  3,800    83,700  - 159,500   (1.2)  -  (0.7)
     Standard      39,000  -   61,000    9,700  -  17,200   2,300 -   4,500   1,800 -  3,000    52,800  -  85,700   (0.2)  -  (1.3)
     Economy       21,000  -   38,000    4,900  -   9,200   1,400 -   2,100   1,300 -  1,800    28,600  -  51,100    0.0   -  (0.2)
1994
     Luxury        64,000  -  121,000   14,300  -  31,100   3,900 -   6,200   2,800 -  3,800    85,000  - 162,100    1.6   -   1.6
     Standard      40,000  -   63,000   10,000  -  17,600   2,400 -   4,600   1,800 -  3,000    54,200  -  88,200    2.7   -   2.9
     Economy       22,000  -   40,000    5,100  -   9,500   1,500 -   2,200   1,300 -  1,800    29,900  -  53,500    4.5   -   4.7
1995
     Luxury        65,000  -  124,000   14,800  -  32,300   4,100 -   6,400   2,900 -  4,000    86,800  - 166,700    2.1   -   2.8
     Standard      41,000  -   65,000   10,400  -  18,300   2,500 -   4,800   1,900 -  3,100    55,800  -  91,200    3.0   -   3.4
     Economy       23,000  -   42,000    5,400  -   9,900   1,600 -   2,300   1,300 -  1,800    31,300  -  56,000    4.7   -   4.7

                    Average Annual Compounded Percent Change:

 1976 - 1995: Luxury    4.3%  -   4.8%    1986 - 1995: Luxury     0.8%  -  0.5%
              Standard  4.4%  -   4.4%                 Standard   0.7%  -  1.0%
              Economy   5.7%  -   5.4%                 Economy    1.2%  -  1.4%

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As illustrated by the previous table, hotel development costs rose significantly during the late 1970s and the early 1980s; however, the rate of increase slowed substantially in 1987. In 1991, hotel development costs declined for the first time since 1976. Further drops of as much as 2.0% were registered in 1992. Between 1986 and 1990, average annual compounded increases ranged from 1.7% to 2.5%. Costs rose slowly (at average annual compounded rates ranging from 0.5% to 1.4%) between 1986 and 1995, largely as a result of the declines in 1991, 1992, and 1993. In 1995, hotel development costs started to escalate more rapidly, reaching 4.7% in the economy segment. As more hotels are developed, we expect costs to continue to rise.

Because the replacement cost tends to set the upper limit of a particular hotel's value, this figure is relevant to our analysis. We estimate the replacement cost of the subject property as follows, based on the development cost survey discussed earlier.

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Table 12-2   Subject Property's Replacement Cost
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Hotel Cost                          Per Room             Rooms        Total Cost
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Building                             $64,410               311       $23,031,360
FF&E                                  12,000               311         3,732,000
Pre-opening                            4,500               311         1,399,500
                                     -------                         -----------
  Total                              $80,910                         $25,162,860
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Ground Lease Approach to Land Valuation

Land value may be estimated either by the sales comparison approach, using comparable land sales, or by the ground lease approach, which is based on the economic value generated by an improvement that represents the property's highest and best use. Because it is unusual to find recent sales of comparable vacant land that is slated for imminent hotel development, we have used the ground lease approach to determine the subject property's land value.

Hotels are often constructed on leased land, and although lease terms differ somewhat, the basis for the rental calculation is frequently tied to a percentage of revenue. By applying a typical ground lease rental formula to the subject property's stabilized revenues, the appraiser can determine the hotel's economic rent, or what is also known as the income attributable to

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the land. Land value is then calculated by dividing the economic rent by an appropriate capitalization rate.

The self-adjusting aspect of this approach is key to its reliability. Because the rental formula is tied to a percentage of revenue that inherently reflects both the locational attributes of the site (occupancy and rate) and the allowable density of development, the resulting economic ground rent justly represents the greatest net return to the land over a given period. Because the Newark/Fremont Hilton appears to represent the highest and best use of the property, the ground lease approach is an appropriate method of determining land value.

We have researched long-term hotel ground leases in search of rental formulas that are based on a percentage of rooms revenue or on a combination of rooms, food, and beverage revenue. This analysis indicates that economic ground rents for hotels similar to the subject property typically range from 2.7% to 7.8% of rooms revenue. Although this range is quite broad, most of the formulas yield rental percentages of between 3.5% and 4.5 %of rooms revenue.

After considering these comparable ground leases and the locational attributes of the subject property, we believe the appropriate economic ground rental percentage is 4.0% of stabilized rooms revenue. The subject property's stabilized rooms revenue has been deflated to reflect 1997 dollars. The following calculation shows the derivation of the subject property's economic ground rent.

Stabilized Rooms Revenue (1999)             $7,023,735
Rental Percentage                                 0.04
                                            ----------
  Economic Ground Rent                        $280,949

Rent generated by a ground lease represents a fairly low-risk income flow. Because the tenant improvements typically amount to more than eight times the value of the land, the risk of default is low. When the ground lease terms are tied to rooms revenue, the landlord is also protected from the adverse effects of inflation. Based on these risk factors and the current cost of long-term capital, we estimate the appropriate ground rental overall capitalization rate at 9%. Applying this indicated capitalization rate to the subject property's economic ground rent yields the following estimate of land value.

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     Economic Ground Rent     $280,949     $3,121,660
     --------------------  =  --------  =
     Capitalization Rate        0.09

Estimated Land Value (Say)                 $3,100,000

A new hotel's land value typically ranges from 10% to 20% of the overall value. The estimate of land value presented above is approximately 14.8% of the subject property's total value as indicated by the income capitalization approach.

Replacement Cost

Combining the replacement cost of the property with the land value yields the subject property's total replacement cost.

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Table 12-3 Total Replacement Cost
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              Cost of Improvements             $25,162,860
              Land Value                         3,100,000
                                               -----------
              Plus: Developer's Profit                 15%

              Total Replacement Cost (SAY)     $32,500,000
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If a property's replacement cost is significantly higher than the values indicated by the income capitalization and sales comparison approaches, it may indicate that an upward adjustment of these values is appropriate. This would also reduce the probability of new hotel development, which is not likely to be feasible under those conditions. This creates an effective barrier to entry for new competition, thus reducing the risk associated with the subject property's income-generating potential. An upward adjustment of the value indicated by the income capitalization approach is also justified by this barrier to entry.

We find that knowledgeable hotel buyers generally base their purchase decisions on economic factors, such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, it is our opinion that the cost approach is inapplicable in estimating the market value of the Newark/Fremont Hilton. However, we have estimated the subject property's replacement cost as new, which may set the upper limit of the hotel's value.

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13. Reconciliation of Value Indications

The reconciliation, which is the last step in the appraisal process, involves summarizing and correlating the data and procedures employed throughout the analysis. The final conclusion of value is arrived at after reviewing the estimates indicated by the income capitalization, sales comparison, and cost approaches. The relative significance, applicability, and defensibility of each indicated value is considered, and the greatest weight is given to that approach deemed most appropriate for the property being appraised.

The purpose of this report is to estimate the market value of the fee simple interest in the subject property. Our appraisal involves a careful analysis of the property itself and the economic, demographic, political, physical, and environmental factors that influence real estate values. Based on the data set forth in this report, the following value indications were developed.

     Approach                      Value Indication
     --------                      ----------------

     Income Capitalization            $21,500,000
     Sales Comparison          $16,600,000 - $23,300,000
     Cost (Replacement Cost)          $32,500,000

Income Capitalization Approach

To estimate the subject property's value via the income capitalization approach, we analyzed the local market for transient accommodations, examined the competitive environment, projected occupancy and average rate levels, and developed a forecast of income and expense that reflects anticipated income trends and cost components through a stabilized year of operation. The subject property's projected net income before debt service was then allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component was calculated; the total of the mortgage and equity components equates to the value of the property.

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Our nationwide experience indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the hotel investors who constitute the marketplace. For this reason, we believe that the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in our final estimate of the subject property's market value.

Sales Comparison Approach

The sales comparison approach uses actual sales of similar properties to provide an indication of the subject property's value. The strength of this approach is that it measures value based on the investment decisions made by actual buyers and sellers. Although we have investigated a number of sales in an attempt to develop a range of value indications, several adjustments are necessary to render the sales prices applicable to the subject property. These adjustments, which are numerous and highly subjective, diminish the reliability of the sales comparison approach. Furthermore, we find that typical hotel investors employ a sales comparison procedure only to establish broad value parameters.

The hotel sales outlined earlier in this report indicate a value range of $53,400 to $74,800 per available room. The income capitalization approach indicates a per-room value of approximately $70,100. This information suggests that the value indicated by the income capitalization approach is appropriate.

Cost Approach

To estimate the subject property's value via the cost approach, we estimated the current replacement cost of the property and added the land value. We give the cost approach limited weight in arriving at a final value estimate, because knowledgeable buyers of lodging facilities generally base their purchase decisions on economic factors (such as projected net income and return on investment) rather than on a property's depreciated replacement cost.

The replacement cost estimate developed via the cost approach can help to corroborate the results of the income capitalization and sales comparison approaches to value. If the replacement cost is substantially higher or lower than the value indicated by the income capitalization approach, an upward or downward adjustment of the income capitalization approach value may be necessary. The subject property features above average construction for a full-service hotel,; furthermore, the recent renovation made to the property in 1995 further enhances the value of the property.

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Value Conclusion

Careful consideration has been given to the strengths and weaknesses of the three approaches to value discussed above. In recognition of the purpose of this appraisal, we have given primary weight to the value indicated by the income capitalization approach and made some subjective adjustments based on the replacement cost estimate, the sales comparison approach, and our extensive experience in the hospitality industry. It is our opinion that the market of the fee simple interest in the Newark/Fremont Hilton - Newark, as of January 1, 1997, is:

                                  $21,800,000

               TWENTY-ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS

The estimate of market value includes the land, the improvements, and the furniture, fixtures, and equipment. The appraisal assumes that the hotel is open and operational.

This value estimate equates to roundly $70,100 per room, which is well supported by market sales and is the value indicated by the income capitalization approach. The estimate of value assumes either the availability of third-party financing or the willingness and capability of the seller to take back purchase-money financing so that a buyer can obtain the level of debt set forth in the Income Capitalization Approach section of this appraisal.

Marketing Period

Our estimate of market value assumes a marketing period of six to nine months. Under normal economic conditions, hotels are transferred within this time frame.

Personal Property

In accordance with the appraisal standards set forth by the Office of the Comptroller of the Currency, it is necessary for bank appraisals to identify and value any personal property, fixtures, or intangible items that are included in the appraisal and discuss their impact on the overall estimate of market value. A hotel's income-generating ability depends on a suitable inventory of furniture, fixtures, and equipment. Removal of these items can decrease the property value by as much as the cost to replace the inventory plus the loss of income incurred while the hotel cannot function.

A hotel's personal property consists of a wide variety of components, including bedroom furnishings, bathroom fixtures, restaurant and kitchen equipment, front office and accounting computers, exterior signs, and similar items. Our inspection of the Newark/Fremont Hilton indicates that the personal property and fixtures are in very good condition.

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Based on an annual construction cost survey conducted by HVS International, we estimate the total replacement cost of the subject property's furniture, fixtures, and equipment at $12,000 per available room. Assuming an average useful life of ten years and an effective age of three years, the value of the furniture, fixtures, and equipment currently in place is approximately $3,600 per room, or a total of $1,120,000.

The Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) stipulates that ". . . any business interest or other intangible item should be valued separately within the appraisal."(15) Hotels have both business and real estate components; without the business expertise necessary to operate the facility, a hostelry would have little real estate value.

Because furniture, fixtures, and equipment are essential to a hotel's income-generating ability and are seldom removed from the property or sold separately, the separation of the personal property component from the real property is not particularly meaningful.

----------
(15) Federal Register, Vol. 55, No. 143, July 25, 1990, p. 30205.

                                                     Statement of Assumptions
HVS International, Mineola, New York                 and Limiting Conditions 161
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14. Statement of Assumptions and Limiting Conditions

1.    This report is to be used in whole and not in part.

2. No responsibility is assumed for matters of a legal nature, nor do we render any opinion as to title, which is assumed to be marketable and free of any deed restrictions and easements. The property is valued as though free and clear unless otherwise stated.

3. We assume that there are no hidden or unapparent conditions of the sub-soil or structures, such as underground storage tanks, that would render the property more or less valuable. No responsibility is assumed for these conditions or for any engineering that may be required to discover them.

4. We have not considered the presence of potentially hazardous materials such as asbestos, urea formaldehyde foam insulation, PCBs, any form of toxic waste, polychlorinated biphengyls, pesticides, or lead-based paints. The appraisers are not qualified to detect hazardous substances, and we urge the client to retain an expert in this field if desired.

5. The Americans with Disabilities Act (ADA) became effective on January 26, 1992. We have conducted no specific compliance survey to determine whether the subject property is operating in accordance with the various detailed requirements of the ADA. It is possible that the property does not conform to the requirements of the act, and this could have an unfavorable effect on value. Because we have no direct evidence regarding this issue, our estimate of value does not consider possible non-compliance with the ADA.

6. We have made no survey of the property, and we assume no responsibility in connection with such matters. Sketches, photographs, maps, and other exhibits are included to assist the reader in visualizing the property. It is assumed that the use of the land and improvements is

                                                     Statement of Assumptions
HVS International, Mineola, New York                 and Limiting Conditions 162
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      within the boundaries of the property described, and that there is no encroachment or trespass unless noted.

7. All information, financial operating statements, estimates, and opinions obtained from parties not employed by HVS International are assumed to be true and correct. We can assume no liability resulting from misinformation.

8. Unless noted, we assume that there are no encroachments, zoning violations, or building violations encumbering the subject property.

9. The property is assumed to be in full compliance with all applicable federal, state, local, and private codes, laws, consents, licenses, and regulations (including a liquor license where appropriate), and that all licenses, permits, certificates, franchises, and so forth can be freely renewed or transferred to a purchaser.

10. All mortgages, liens, encumbrances, leases, and servitudes have been disregarded unless specified otherwise.

11. None of this material may be reproduced in any form without our written permission, and the report cannot be disseminated to the public through advertising, public relations, news, sales, or other media.

12. We are not required to testify or appear in court by reason of this analysis without previous arrangements, and only when our standard per diem fees and travel costs are paid prior to the appearance.

13. If the reader is making a fiduciary or individual investment decision and has any questions concerning the material presented in this report, it is recommended that the reader contact us.

14. We take no responsibility for any events or circumstances that take place subsequent to either the date of value or the date of our field inspection, whichever occurs first.

15. The quality of a lodging facility's on-site management has a direct effect on a property's economic viability and value. The financial forecasts presented in this analysis assume responsible ownership and competent management. Any departure from this assumption may have a significant impact on the projected operating results and the value estimate.

                                                     Statement of Assumptions
HVS International, Mineola, New York                 and Limiting Conditions 163
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16. The estimated operating results presented in this report are based on an evaluation of the overall economy, and neither take into account nor make provision for the effect of any sharp rise or decline in local or national economic conditions. To the extent that wages and other operating expenses may advance during the economic life of the property, we expect that the prices of rooms, food, beverages, and services will be adjusted to at least offset those advances. We do not warrant that the estimates will be attained, but they have been prepared on the basis of information obtained during the course of this study and are intended to reflect the expectations of a typical hotel buyer.

17. This analysis assumes continuation of all Internal Revenue Service tax code provisions as stated or interpreted on either the date of value or the date of our field inspection, whichever occurs first.

18. Many of the figures presented in this report were generated using sophisticated computer models that make calculations based on numbers carried out to three or more decimal places. In the interest of simplicity, most numbers have been rounded to the nearest tenth of a percent. Thus, these figures may be subject to small rounding errors.

19. It is agreed that our liability to the client is limited to the amount of the fee paid as liquidated damages. Our responsibility is limited to the client, and use of this report by third parties shall be solely at the risk of the client and/or third parties. The use of this report is also subject to the terms and conditions set forth in our engagement letter with the client.

20. Appraising hotels is both a science and an art. Although this analysis employs various mathematical calculations to provide value indications, the final estimate is subjective and may be influenced by our experience and other factors not specifically set forth in this report.

21. Any distribution of the total value between the land and improvements or between partial ownership interests applies only under the stated use. Moreover, separate allocations between components are not valid if this report is used in conjunction with any other analysis.

22. This study was prepared by HVS International, a division of Hotel Consulting Services, Inc., and M&R Valuation Services. All opinions, recommendations, and conclusions expressed during the course of this

                                                     Statement of Assumptions
HVS International, Mineola, New York                 and Limiting Conditions 164
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      assignment are rendered by the staff of Hotel Consulting Services, Inc. and M&R Valuation Services as employees, rather than as individuals.

23. For the purposes of this appraisal, we have assumed the continued ownership of the subject property by Ashford Financial Corporation, and operation by Remington Hotel Company as a Hilton hotel. Because we have assumed continued ownership, the subject property's projected tax burden has been forecast based on historical figures, rather than upon a hypothetical sale.

HVS International, Mineola, New York                           Certification 165
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15. Certification

We, the undersigned appraisers, hereby certify:

1. that the statements and opinions presented in this report, subject to the limiting conditions set forth, are correct to the best of our knowledge and belief;

2. that Stephen Chan personally inspected the property described in this report;

3. that we have no current or contemplated interests in the real estate that is the subject of this report;

4. that we have no personal interest or bias with respect to the subject matter of this report or the parties involved;

5. that this report sets forth all of the limiting conditions (imposed by the terms of this assignment) affecting the analyses, opinions, and conclusions presented herein;

6. that the fee paid for the preparation of this report is not contingent upon our conclusions;

7. that this report has been prepared in accordance with, and is subject to, the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute;

8. that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives;

9. that this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (as adopted by the Appraisal Foundation);

HVS International, Mineola, New York                           Certification 166
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10. that no one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report;

11. that as of the date of this report, Stephen Rushmore has completed the requirements of the continuing education program of the Appraisal Institute;

12. that this appraisal is not based on a requested minimum value, a specific value, or the approval of a loan.

                                        /s/ Stephen Chan
                                        -------------------------------
                                        Stephen Chan
                                        Associate
                                        M&R Valuation Services

                                        /s/ Anne Lloyd-Jones
                                        -------------------------------
                                        Anne Lloyd-Jones, CRE
                                        Senior Vice President
                                        Hotel Consulting Services, Inc.

                                        /s/ Suzanne R. Mellen
                                        -------------------------------
                                        Suzanne R. Mellen, CRE, MAI
                                        Managing Director
                                        M&R Valuation Services

SLC:ALJ:SRM:nkw

                                [GRAPHIC OMITTED]

          View of subject property from parking area, facing northeast


                                [GRAPHIC OMITTED]

             View of subject property from parking area, facing west

                                [GRAPHIC OMITTED]

                                 Front entrance


                                [GRAPHIC OMITTED]

                             Guest registration desk

                                [GRAPHIC OMITTED]

                                   Lobby area


                                [GRAPHIC OMITTED]

                             Balentine's Restaurant

                                [GRAPHIC OMITTED]

                                 Balantine's Bar


                                [GRAPHIC OMITTED]

                                  Meeting rooms

                                [GRAPHIC OMITTED]

                                 Grand Ballroom


                                [GRAPHIC OMITTED]

                                 Pool courtyard

                                [GRAPHIC OMITTED]

                                Typical guestroom


                                [GRAPHIC OMITTED]

                             Typical guest bathroom

                              Primary Competitors


                                [GRAPHIC OMITTED]

                              Holiday Inn--Milpitas


                                [GRAPHIC OMITTED]

                            Sheraton Hotel--San Jose

                              Primary Competitors


                                [GRAPHIC OMITTED]

                          Best Western Garden Court Inn


                                [GRAPHIC OMITTED]

                              Courtyard by Marriot

                              Primary Competitors


                                [GRAPHIC OMITTED]

                                 Embassy Suites


                                [GRAPHIC OMITTED]

                           Radisson Hotel--Union City

                              Secondary Competitors


                                [GRAPHIC OMITTED]

                             Residence Inn--Fremont


                                [GRAPHIC OMITTED]

                                 Woodfin Suites

                                               Newark/Fremont Hilton--Newark, CA

                                   SCHEDULE A

Your Ref: Newark Hilton

================================================================================
Policy No. 05-0047-106-00060                                Order No. 341965
                                                            Premium: 7,348.00

Amount of Insurance: $8,350,000.00
Date of Policy: May 23, 1994 at 8:30 AM

1. Name of Insured:

NEWARK CALIFORNIA HOTEL LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP


2. The estate or interest in the land which is covered by this policy is:

A FEE


3. Title to the estate or interest in the land is vested in:

NEWARK CALIFORNIA HOTEL LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTERSHIP


4. The land referred to in this policy is situated in the State of California, County of Alameda

CITY OF NEWARK

PARCELS 1 AND 3, PARCEL MAP 3875, FILED JUNE 10, 1983, BOOK 138 OF PARCEL MAPS, PAGE 55, ALAMEDA COUNTY RECORDS.

               This Policy valid only if Schedule B is attached.
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Synopsis of Hotel Management Agreement

Date:                     May, 1994

Owner:                    Newark California Hotel Limited Partnership
                          (Ashford Financial Corporation)

Manager:                  Remington Employers Corporation

Premises:                 Newark/Fremont Hilton, Newark, California

Term:                     15 years

Renewal: Operator option for two successive periods of five years

Management Fee:           3% of Gross Revenues

Reserve for Replacement:  3% of Gross Revenues

Termination:              1) Upon default by owner or manager

                          2) Upon death or incapacitation of Archie Bennett,
                             Jr., President of Remington Employers Corporation

                          3) Upon sale of property (owner's option)

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Explanation of the Simultaneous Valuation Formula

The algebraic equation known as the simultaneous valuation formula, which solves for the total property value using a ten-year mortgage and equity technique, was developed by Suzanne R. Mellen, MAI, Managing Director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(17)

The process of solving for the value of the mortgage and equity components begins by deducting the annual debt service from the projected income before debt service, leaving the net income to equity for each year. The net income as of the 11th year is capitalized into a reversionary value using the terminal capitalization rate. The equity residual, which is the total reversionary value less the mortgage balance at that point in time and less any brokerage and legal costs associated with the sale, is discounted to the date of value at the equity yield rate. The net income to equity for each projection year is also discounted back to the date of value. The sum of these discounted values equals the value of the equity component. Because the equity component comprises a specific percentage of the total value, the value of the mortgage and the total property can be computed easily. This process can be expressed in two algebraic equations that set forth the mathematical relationships between the known and unknown variables using the following symbols.

----------
(17) Suzanne R. Mellen, MAI, "Simultaneous Valuation: A New Technique," Appraisal Journal, April, 1983.

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NI  = Net income available for debt service

V  = Value

M  = Loan-to-value ratio

f  = Annual debt service constant

n  = Number of years in the projection period

de = Annual cash available to equity

dr = Residual equity value

b  = Brokerage and legal cost percentage

P  = Fraction of the loan paid off during the projection period fp = Annual constant required to amortize the entire loan during the projection period

Rr = Overall terminal capitalization rate that is applied to net income to calculate the total property reversion (sales price at the end of the projection period)

1/Sn = Present worth of $1 factor (discount factor) at the equity yield rate

Using these symbols, the following formulas can be used to express some of the components of this mortgage and equity valuation process.

Debt Service - A property's debt service is calculated by first determining the mortgage amount that equals the total value (V) multiplied by the loan-to-value ratio (M). Debt service is derived by multiplying the mortgage amount by the annual debt service constant (f). The following formula represents debt service.

                            f x M x V = Debt Service

Net Income to Equity (Equity Dividend) - The net income to equity (de) is the property's net income before debt service (NI) less debt service. The following formula represents the net income to equity.

                             NI - (f x M x V) = d(e)

Reversionary Value - The value of the hotel at the end of the tenth year is calculated by dividing the 11th-year net income before debt service (NI^11)

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by the terminal capitalization rate (R(r)). The following formula represents the property's tenth-year reversionary value.

                        (NI^11/R(r)) = Reversionary Value

Brokerage and Legal Costs - When a hotel is sold, certain costs are associated with the transaction. Normally, the broker is paid a commission and the attorney collects legal fees. In the case of hotel transactions, brokerage and legal costs typically range from 1% to 4% of the sales price. Because these expenses reduce the proceeds to the seller, they are usually deducted from the reversionary value in the mortgage and equity valuation process. Brokerage and legal costs (b), expressed as a percentage of reversionary value (NI^11/Rr), are calculated by application of the following formula.

                    b(NI^11/R(r)) = Brokerage and Legal Costs

Ending Mortgage Balance - The mortgage balance at the end of the tenth year must be deducted from the total reversionary value (debt and equity) in order to determine the equity residual. The formula used to determine the fraction of the loan remaining (expressed as a percentage of the original loan balance) at any point in time (P) takes the annual debt service constant of the loan over the entire amortization period (f) less the mortgage interest rate (i), and divides it by the annual constant required to amortize the entire loan during the ten-year projection period (fp) less the mortgage interest rate. The following formula represents the fraction of the loan paid off (P).

                             (f - i)/(f(p) - i) = P

If the fraction of the loan paid off (expressed as a percentage of the initial loan balance) is P, then the remaining loan percentage is expressed as 1 - P. The ending mortgage balance is the fraction of the remaining loan (1 - P) multiplied by the initial loan amount (M x V). The following formula represents the ending mortgage balance.

                                (1 - P) x M x V

Equity Residual Value - The value of the equity upon the sale at the end of the projection period (d(r)) is the reversionary value less the brokerage and legal costs and the ending mortgage balance. The following formula represents the equity residual value.

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            (NI^11/R(r)) - (b(NI^11/R(r)) - ((1 - P) x M x V) = d(r)

Annual Cash Flow to Equity - The annual cash flow to equity consists of the equity dividend for each projection year plus the equity residual at the end of the tenth year. The following formula represents the annual cash flow to equity.

                           NI^1 - (f x M x V) = d(e)^1

                           NI^2 - (f x M x V) = d(e)^2

                           NI^10 - (f x M x V) = de^10

            (NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V) = d(r)

Value of the Equity - If the initial mortgage amount is calculated by multiplying the loan-to-value ratio (M) by the property value (V), then the equity value is one minus the loan-to-value ratio multiplied by the property value. The following formula represents the value of the equity.

                                   (1 - M) V

Discounting the Cash Flow to Equity to the Present Value - The cash flow to equity in each projection year is discounted to the present value at the equity yield rate (1/S^n). The sum of these cash flows is the value of the equity (1 -
M) V. The following formula represents the calculation of equity as the sum of the discounted cash flows.

                    (d(e)^1 x 1/S^1) + (d(e)^2 x 1/S^2) + . . .
                 + (d(e)^10 x 1/S^10) + (d(r) x 1/S^10) = (1 - M)V

Combining the Equations: Annual Cash Flow to Equity and Discounting the Cash Flow to Equity to the Present Value - The last step is to arrive at one overall equation that shows that the annual cash flow to equity plus the yearly discounting to the present value equals the value of the equity.

       ((NI^1 - (f x M x V)) 1/S^1) + ((NI^2 - (f x M x V)) 1/S^2) + . . .

                        ((NI^10 - (f x M x V)) 1/S^10) +

    (((NI^11/R(r)) - (b (NI^11/R(r)) - ((1 - P) x M x V)) 1/S^10) = (1 -M) V

Because the only unknown in this equation is the property's value (V), it can be solved readily.

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Ten-Year Projection of Income and Expense - Because the fixed and variable forecast of income and expense is carried out only to the stabilized year, it is necessary to continue the projection to the 11th year. In most cases, net income before debt service beyond the stabilized year is projected at an assumed inflation rate. By increasing a property's revenue and expenses at the same rate of inflation, net income remains constant as a percentage of total revenue, and the dollar amount escalates at the annual inflation rate. Hotel investors are currently using inflation rates of approximately 3.5% annually. The ten-year forecast of income and expense illustrates the subject property's net income, which is assumed to increase by 3.5% annually subsequent to the hotel's stabilized year of operation.

Solving for Value Using the Simultaneous Valuation Formula - In the case of the subject property, the following known variables have been determined.

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Table 1: Summary of Known Variables
--------------------------------------------------------------------------------
Loan-To-Value Ratio                                       M                70.0%
Debt Service Constant                                     f            0.111856
Equity Yield                                              1/Sn             21.0%
Brokerage and Legal Fees                                  b                 3.0%
Annual Constant Required to
    Amortize the Loan in 10 Years                         fp           0.155277
Terminal Capitalization Rate                              Rr              12.16%
--------------------------------------------------------------------------------

The following table illustrates the present worth of a $1 factor at the 21.0% equity yield rate.

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Table 2: Present Worth of $1 Factor at the Equity Yield Rate
--------------------------------------------------------------------------------
           Calendar Year Ending     Present Worth of $1 Factor @21.0%
--------------------------------------------------------------------------------
                   1997                        0.826460
                   1998                        0.683036
                   1999                        0.564502
                   2000                        0.466538
                   2001                        0.385575
                   2002                        0.318662
                   2003                        0.263362
                   2004                        0.217658
                   2005                        0.179885
                   2006                        0.148668
--------------------------------------------------------------------------------

Using these known variables, the following intermediary calculations must be made before applying the simultaneous valuation formula. The fraction of the loan paid off during the projection period is calculated as follows.

            P = ( 0.111856 - 0.095 )/( 0.155277 - 0.095 ) = 0.279638

The annual debt service is calculated as f x M x V.

                 (f x M x V) = 0.111856 x 0.70 x V = 0.078299 V

Inserting the known variables into the hotel valuation formula produces the following.

                  ( 2,500,000   -   0.078299 V )  x  0.0826446 +
                  ( 2,467,000   -   0.078299 V )  x  0.0683013 +
                  ( 2,495,000   -   0.078299 V )  x  0.0564474 +
                  ( 2,583,000   -   0.078299 V )  x  0.0466507 +
                  ( 2,677,000   -   0.078299 V )  x  0.0385543 +
                  ( 2,772,000   -   0.078299 V )  x  0.0318631 +
                  ( 2,874,000   -   0.078299 V )  x  0.0263331 +
                  ( 2,975,000   -   0.078299 V )  x  0.0217629 +
                  ( 3,084,000   -   0.078299 V )  x  0.0179859 +
                  ( 3,194,000   -   0.078299 V )  x  0.0148644 +

             (((3,506,000 / 0.122) - (0.03 x (3,506,000 / 0.122)) -
            ((1 - 0.279638) x 0.70 x V)) x 0.148644) = (1 - 0.070) V

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Like terms are combined as follows.

              $14,872,042     -          0.392384V   =   (1 - 0.70)V
                                       $14,872,042   =   0.69238 V
                                                 V   =   $14,872,042 / 0.6923
                                                 V   =   $21,479,458
             Total Property Value as
             Indicated by the Income
          Capitalization Approach (Say)              =   $21,500,000

HVS International, Mineola, New York           Qualifications of Stephen L. Chan
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Stephen L. Chan

Employment

1995 to present                 HOSPITALITY VALUATION SERVICES
                                San Francisco, California
                                Associate
                                (Hotel/Motel Valuations, Market Studies,
                                Feasibility Reports, and Investment
                                Counseling)

1994                            Statler Hotel
                                Ithaca, New York
                                Front Office Clerk

1993                            Hotel Hyakumangoku
                                Kaga-shi, Ishikawa-ken, Japan
                                Front Office Intern

1992                            Hong Kong Hyatt Regency
                                Tsim Sha Tsui, Hong Kong
                                Front Office Intern

Professional Affiliations       Cornell Society of Hotelmen

Education                       BS - School of Hotel Administration, Cornell
                                University

Corporate and Institutional     Aetna
Clients Served                  Angeles Mortgage Investment Trust
                                Bank of the West
                                Canadian Imperial Bank of Commerce
                                Host Marriott
                                International Bank of Singapore
                                KeneVentures
                                Local Federal Bank of South Dakota
                                Long Term Credit Bank of Japan
                                Mitsui Trust
                                Nomura Securities
                                ORIX USA
                                US Bancorp
                                West LB
                                Yasuda Trust

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Anne R. Lloyd-Jones, CRE

Employment

1982 to present            HOSPITALITY VALUATION SERVICES
                           (Division of Hotel Appraisals, Inc.)
                           Mineola, New York
                           (Hotel/Motel Valuations, Market Studies,
                           Feasibility Reports and Investment Counseling)

1981                       FAIRMONT HOTEL
                           Dallas, Texas

1979 - 1980                SAGA FOOD SERVICE
                           SWARTHMORE COLLEGE
                           Swarthmore, Pennsylvania

1977 - 1980                DARANNE CATERERS
                           Swarthmore, Pennsylvania


Professional Affiliations  American Society of Real Estate Counselors -
                             Member (CRE)
                           Appraisal Institute - Candidate for Membership Cornell Society of Hotelmen

Education

                           MPS School of Hotel Administration,
                             Cornell University

                           BA Swarthmore College

                           Appraisal Institute
                             Course 1A1 Real Estate Appraisal Principles
                             Course 1A2 Basic Valuation Procedures
                             Course 1BA Capitalization Theory and Techniques,
                                        Part A
                             Course 1BB Capitalization Theory and Techniques,
                                        Part B
                             Course 2-1 Case Studies in Real Estate Valuation Course 2-3 Standards of Professional Practice Course 3-1 Report Writing

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Corporate and Institutional Clients Served

Chase Manhattan Bank, N. A.
Chemical
Citibank
Doubletree Hotels
Federal Home Loan Bank Board
Great Western Bank
Holiday Inns, Inc.
Interstate Hotels
Metropolitan Life
MassMutual
Marriott Corporation
Morgan Guaranty Trust
North Carolina National Bank
Paine Inc.
Salomon Inc.
Sheraton Hotels
Union Bank U.
S. Economic Development Authority
Winegardner & Hammons
Wyndham Hotel Company


Hotel Chains and Management Companies Appraised or Evaluated

Doubletree Hotels
Compri Hotels
Interstate Hotels
Fairmont Hotels
Guest Quarters
Hilton Hotels Corporation
Omni International Hotels
Ramada Hotel Corp.
Servico Hotel Corp.
Winegardner & Hammons


Appearance as an Expert Witness

Federal Bankruptcy Court, San Diego, California
Federal Bankruptcy Court, Jefferson City, Missouri
Federal Bankruptcy Court, Columbia, South Carolina
Federal Bankruptcy Court, Houston, Texas
Federal Bankruptcy Court, New York, New York
Federal Bankruptcy Court, San Bernardino, California
Federal Bankruptcy Court, Los Angeles, California
Federal Bankruptcy Court, Charlotte, North Carolina
Federal Bankruptcy Court, Miami, Florida
Federal District Court, Central Division, Salt Lake City, Utah
Iowa District Court, Story County, Iowa
Texas District Court, Harris County, Texas
Federal Bankruptcy Court, Tampa, Florida
Utah District Court, Salt Lake County, Utah

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated

Arizona
- Wyndham Garden Hotel, Chandler
- Wyndham Garden Hotel - Airport, Phoenix
- Wyndham Garden Hotel - Union Hills, Phoenix
- Canyon Ranch Spa & Fitness Resort, Tucson

Alabama

- Holiday Inn, Birmingham
- Proposed Sheraton, Gulf Shores
- Proposed Inn, Mobile
- Holiday Inn, Sheffield

California
- Industry Hills Sheraton Hotel, City of Industry
- Piccadilly Inn, Fresno
- Proposed Inn at Foss Creek, Healdsburg
- Sunset Towers Hotel, Hollywood
- Proposed La Quinta, Irvine
- Wyndham Garden Hotel, La Jolla
- Days Inn, La Palma
- Proposed Marriott Courtyard, Palm Springs
- Proposed Club Hilton Hotel, Pleasanton
- Center Pointe Development, San Diego
- Holiday Inn-Embarcadero, San Diego
- Holiday Inn-Harbor View, San Diego
- Seven Seas Lodge, San Diego
- Proposed Fountaingrove Inn, Santa Rosa
- Sheraton Round Barn Inn, Santa Rosa
- Wyndham Garden Hotel, Sunnyvale
- Westlake Plaza Hotel, Thousand Oaks
- Proposed Marriott Courtyard, Torrance

Colorado
- Proposed Hotel, Keystone

Connecticut
- Holiday Inn, Milford
- Holiday Inn, New Britain

District of Columbia
- Grand Hotel, Washington
- Wyndham Bristol Hotel, Washington

Florida
- Kon Tiki Village, Kissimmee
- Sheraton Lakeside, Kissimmee
- Holiday Inn, 22nd Street, Miami Beach
- Holiday Inn, 87th Street, Miami Beach
- Holiday Inn, 180th Street, Miami Beach
- Sheraton Resort & Marina, St. Petersburg
- Hilton Hotel, Singer Island
- Royce Hotel, West Palm Beach

Georgia
- Marriott Hotel, Atlanta
- Wyndham Garden Hotel, Atlanta
- Holiday Inn, Brunswick
- Holiday Inn, Jekyll Island
- Mullberry Inn, Savannah
- Royal Savannah Inn, Savannah

Hawaii
- Hobron in Waikiki, Honolulu

Idaho
- Holiday Inn, Boise
- Red Lion Inn, Boise
- Super 8, Boise

Illinois
- Ramada Inn, Bloomington
- Proposed Marriott Courtyard, Glenview
- Wyndham Garden Hotel, Naperville

Indiana
- Holiday Inn, Bloomington
- Inn at the Four Winds, Bloomington
- Ramada Inn, Bloomington
- Hilton Hotel, Fort Wayne
- Airport Hilton Inn, Indianapolis
- Hilton at the Circle, Indianapolis

Iowa
- Holiday Inn, Ames
- Proposed Fairfield Inn, Des Moines

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Kentucky
- Proposed Super 8, London
- Proposed Super 8, Radcliff

Louisiana
- Sheraton Inn, Kenner
- Hotel Meridien, New Orleans

Maine
- Proposed Hotel, Old Orchard Beach

Maryland
- Brookshire Hotel, Baltimore
- Lord Baltimore Hotel, Baltimore
- Hyatt Regency, Bethesda

Massachusetts
- Proposed Marriott Courtyard, Andover
- Hyatt Regency, Cambridge
- Proposed Hotel, Franklin
- Sheraton Inn, Hyannis
- Marriott Hotel, Worcester

Michigan
- Bay Valley Inn, Bay City
- Hilton Airport, Detroit
- Westin Renaissance Center, Detroit
- Hotel Pontchartrain, Detroit
- Proposed Embassy Suites, Lansing
- Hilton Inn, Northfield
- Holiday Inn, Saginaw

Minnesota
- Wyndham Garden Hotel, Bloomington
- Marriott Hotel, Minnetonka

Missouri
- Inn at Grand Glaize, Osage Beach
- Bel Air Hilton, St. Louis
- Holiday Inn Riverfront, St. Louis

Nebraska
- Holiday Inn Airport, Lincoln
- Holiday Inn Northeast, Lincoln

Nebraska (continued)
- Marriott Hotel, Omaha
- Ramada Inn, Omaha
- Red Lion Inn, Omaha

Nevada
- Proposed Super 8, Las Vegas

New Jersey
- Ramada Inn, Edison
- Marriott Hotel, Hanover
- Headquarters Plaza, Morristown
- Hyatt Regency, New Brunswick
- Holiday Inn, North Brunswick

New York
- Hilton Hotel, Albany
- Proposed Embassy Suites, Amherst
- Holiday Inn Arena, Binghamton
- Holiday Inn SUNY, Binghamton
- Proposed Hotel, Binghamton
- Proposed Hilton, Brooklyn
- Marriott Hotel, Dewitt
- Metropole Hotel, Flushing
- Midway Hotel, Flushing
- Ramada Inn, Kingston
- Royce Hotel, La Guardia
- Holiday Inn, Latham
- Proposed Crowne Plaza, Manhattan
- Proposed Prince Street Hotel, Manhattan
- Proposed Roslyn Inn, Roslyn
- Proposed Le Richmonde, Rye Brook
- Hilton Hotel, Syracuse
- Hotel Syracuse, Syracuse
- Proposed Hotel, Watertown

North Carolina
- Proposed Inn, Chapel Hill
- Proposed Indep. Center Marriott Hotel,
    Charlotte
- Royce Hotel, Charlotte
- Howard Johnson's North, Charlotte
- Holiday Inn West, Durham
- Sheraton University Inn, Durham
- Holiday Inn, Fayetteville
- Holiday Inn Downtown, Raleigh

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Ohio
- Proposed Hyatt Hotel, Cleveland
- Proposed Marriott Hotel, Cleveland

Oregon
- Holiday Inn Airport, Portland
- Holiday Inn South, Portland

Pennsylvania
- Quality Inn, Allentown
- Holiday Inn, Bensalem
- Proposed Marriott Courtyard, Devon
- Proposed Lafayette Inn, Easton
- Ramada Inn, Erie
- Holiday Inn, Harrisburg
- Marriott Hotel, Harrisburg
- Proposed Super 8, Harrisburg
- Proposed Super 8, Lancaster
- Holiday Inn West, Monroeville
- Days Inn Philadelphia
- Franklin Plaza Hotel, Philadelphia
- Franklin Towne EconoLodge, Philadelphia
- Guest Quarters Hotel, Philadelphia
- Hilton Inn, Northeast, Philadelphia
- Marriott Airport Hotel, Philadelphia
- Holiday Inn Greentree, Pittsburgh
- Holiday Inn Parkway East, Pittsburgh
- Holiday Inn North, Pittsburgh
- Holiday Inn Parkway West, Pittsburgh
- Proposed Hotel, Pittsburgh
- Royce Hotel, Pittsburgh
- Westin William Penn Hotel, Pittsburgh
- Hilton Hotel, Scranton
- Proposed Marriott Courtyard, Valley Forge
- Holiday Inn Meadowlands, Washington
- Ramada Inn, York
- Proposed Super 8, York

Rhode Island
- Proposed Hotel, Providence
- Omni Biltmore Hotel, Providence

South Carolina
- Proposed Charleston Center Hotel, Charleston
- Proposed Cooper River Inn, Charleston
- Howard Johnson's, Spartanburg
- Proposed Middleton Inn and
    Conference Center, Charleston
- Best Western, North Charleston
- Proposed Marriott Courtyard, Columbia
- Fairfield Inn, Florence
- Holiday Inn, Florence
- Fairfield Inn, Greenville
- Proposed Marriott Courtyard, Greenville
- Fairfield Inn, Hilton Head
- Holiday Inn, Hilton Head

Tennessee
- Hampton Inn, Brentwood
- Proposed Marriott Courtyard, Brentwood
- Howard Johnson's, Chattanooga
- Sheraton Hotel, Chattanooga
- Howard Johnson's, Knoxville
- Proposed Capital Mall Convention Center Hotel,
    Nashville
- Clarion Maxwell House, Nashville
- Holiday Inn Briley Parkway, Nashville
- Proposed Marriott Courtyard, Nashville
- Sheraton Music City, Nashville
- Stouffer's Nashville Hotel, Nashville
- Proposed Super 8, Nashville
- Union Station Hotel, Nashville
- Wyndham Garden Hotel, Nashville
- Proposed Super 8, Union City
- Proposed Marriott Courtyard, Addison
- Proposed Marriott Courtyard, Arlington
- La Mansion, Austin
- Proposed Marriott Courtyard, Bedford
- Airport Hilton, El Paso
- Hotel Meridien, Houston
- Sheraton Hotel, Houston
- Proposed Marriott Courtyard, Las Colinas
- Proposed Marriott Courtyard, North Dallas
- La Mansion Del Norte, San Antonio
- La Mansion Del Rio, San Antonio

HVS International, Mineola, New York  Qualifications of Anne R. Lloyd-Jones, CRE
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Examples of Hotels Appraised or Evaluated (continued)

Texas (cont'd)
- Proposed Marriott Courtyard, San Antonio
- Proposed Marriott Courtyard - Medical Center,
    San Antonio

Utah
- Deer Valley Resort, Park City
- Hilton Inn, Salt Lake City
- Holiday Inn, Salt Lake City
- Sheraton Hotel, Salt Lake City

Virginia
- Mountain Lake Hotel, Blacksburg
- Howard Johnson's, Bristol
- Boars Head Inn, Charlottesville
- Proposed Fairfield Inn, Hampton
- Proposed Embassy Suites, Herndon
- Ramada Renaissance, Herndon
- Proposed Marriott Courtyard, Manassas
- Omni Hotel, Norfolk
- Proposed Marriott, Norfolk
- Howard Johnson's, Richmond
- Howard Johnson's, Roanoke
- Howard Johnson's, Roanoke Rapids
- Wyndham Hotel, Williamsburg

Washington
- Wyndham Garden Hotel, Bothell
- Redmond Hotel, Redmond
- Wyndham Garden Hotel, SeaTac

West Virginia
Proposed Budget Motel, Princeton

Wisconsin
- Proposed Granada Royale, Green Bay
- Holiday Inn-Downtown, Green Bay

Canada
- Inn on the Park, Toronto

Puerto Rico
- Carib Inn, San Juan

Virgin Islands
- Virgin Grand Beach Hotel, St. Thomas

Jamaica
- Holiday Inn, Montego Bay

Hospitality Valuation Services              Qualifications of Suzanne R. Mellen,
San Francisco, California                   CRE, MAI
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================================================================================
Suzanne R. Mellen, CRE, MAI

Employment                  HVS INTERNATIONAL
1985 to present             San Francisco, California
                            Managing Director
                            (Hotel-Motel Valuations, Market Studies, Feasibility
                            Reports, and Investment Counseling)

1981 to 1985                HOSPITALITY VALUATION SERVICES
                            Mineola, New York
                            Director of Consulting and Valuation Services
                            (Hotel-Motel Valuations, Market Studies, Feasibility
                            Reports, and Investment Counseling)

1980 to 1981                MORGAN GUARANTY TRUST COMPANY
                            New York, New York
                            Real Estate Appraiser and Consultant
                            (Real Estate Investment Valuation and Analysis)

1980                        LAVENTHOL & HORWATH
                            New York, New York
                            Senior Consultant
                            (Management Advising Services - Market and
                            Feasibility Studies)

1978 to 1980                HELMSLEY-SPEAR HOSPITALITY SERVICES New York,
                            New York
                            Senior Consultant
                            (Management Advising Services - Market and
                            Feasibility Studies)

1976 to 1978                WESTERN INTERNATIONAL HOTELS
                            The Plaza, New York City
                            Management Trainee
                            (Rooms Operations and Accounting)

1976                        HARLEY, LITTLE ASSOCIATES
                            Toronto, Canada
                            Junior Consultant
                            (Food Facilities Design, Market Studies)

Hospitality Valuation Services              Qualifications of Suzanne R. Mellen,
San Francisco, California                   CRE, MAI
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Professional Affiliations

Appraisal Institute - Member (MAI)

o  Board of Directors - San Francisco Bay
   Area Chapter (1994, 1995)
o  Education Committee Chairperson -
   Northern California Chapter 11
o  Workshop Committee Chairperson -
   Northern California Chapter 11
o  Division of Courses - National Committee
o  Continuing Education Committee - New
   York Committee
o  Director, Real Estate Computer Show -
   New York Chapter

American Society of Real Estate Counselors - Member
  (CRE)
o  Vice Chair - Northern California Chapter
   (1994, 1995)
o  Chair - Northern California Chapter (1996)

National Association of Review Appraisers &
  Mortgage Underwriters (CRA)

International Society of Hotel Consultants - Member
  (ISHC)

Cornell Society of Hotelmen

San Francisco Board of Realtors

American Hotel and Motel Association

California Hotel and Motel Association

National Trust for Historic Preservation

Urban Land Institute


Education

BS - School of Hotel Administration,
Cornell University

Liberal Arts Undergraduate Study - Carnegie Mellen
University

Completion of MAI course work - Appraisal Institute

New York University - School of Continuing
Education - Real Estate Division


State Certification

Arizona, California, Colorado, Hawaii, Michigan, Nevada

Teaching and Lecture
Assignmments

American Institute of Real Estate Appraisers
- Approved Instructor - Hotel/Motel Valuations
California Hotel and Motel Association, 1985 Annual
  Convention - Development Overview
1995 - Annual Meeting - The Capital Expenditure Requirements
Citibank, N.A. - Hotel/Motel Valuations
Cornell University - Real Estate Finance

Hospitality Valuation Services              Qualifications of Suzanne R. Mellen,
San Francisco, California                   CRE, MAI
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Teaching and Lecture
Assignmments (cont'd)

Cornell Center for Professional Development - Hotel Workouts
Country Hospitality Conference - Hotel Development Challenges in the Nineties Econo-Travel Motor Hotel Corp., Annual Financial Seminar - Hotel Valuation Institute of Property Taxation, 1984 Real Estate Symposium - Simultaneous
  Valuation
National Association of Review Appraisers and Mortgage
  Underwriters - Reviewing a Hotel Appraisal Report 1990
National Conference of State Tax Judges - Valuation and the
  Hospitality Industry
Northwest Center for Professional Development - 1986-87 Hotel Development
Seminars
Southhampton College - Feasibility Studies and Appraisals
University of Denver - Hotel/Motel Valuation
American Bar Association - Property Tax '92 - Income Approach
UCLA Hotel Industry Investment Conference, 1995, 1996
NYU Hospitality Industry Investment Conference, 1991, 1992, 1993, 1994, 1995 Jeffer, Mangels, Butler & Marmaro Forum - Answers to Three of the Most
  Provocative Questions in Hotel Valuation Today


Published Articles

The Appraisal Journal         "Simultaneous Valuation: A New Technique," April
                               1983

Appraisal Review & Mortgage   "How to Review a Hotel Appraisal," November 1989
Underwriting Journal

California Inntouch Magazine  "Value and Proper Use of Feasibility Studies,"
                               December 1990

The Hotel Valuation Journal   "The Future of Full-Service Hotel Development"


Computer Software
"Simultaneous Capitalization  Software for the capitalization of a variable
Software"                       income stream


Appearance as an Expert
Witness

Superior Court of the State of Arizona, County of Maricopa
Superior Court of the State of California, City and County of San Francisco Superior Court of the State of California, County of Los Angeles (Deposition) Superior Court of the State of California, County of San Diego, North County
  Branch
Federal Tax Court, New York, New York
U.S. District Court, Eastern District of Arkansas, Little Rock, Arkansas
U.S. District Court, Central District of California (Deposition)
U.S. District Court, Southern District of California
Federal Bureau of Investigation, New York, New York (Deposition)
U.S. Bankruptcy Court, Northern District of California
U.S. Bankruptcy Court, Eastern District of California
U.S. Bankruptcy Court, Colorado (Deposition)

Hospitality Valuation Services              Qualifications of Suzanne R. Mellen,
San Francisco, California                   CRE, MAI
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U.S. Bankruptcy Court, Southern District of Texas, Houston Division U.S. Bankruptcy Court, Utah, Salt Lake City
U.S. Bankruptcy Court, Southern District of California
American Arbitration Association, Los Angeles
American Arbitration Association, San Francisco
Tax Appeal Board
      Los Angeles County, California
      Contra Costa County, California
      Orange County, California
      San Francisco County, California
      San Mateo County, California

Corporate and Institutional
Clients Served

Aegon USA Realty Advisors, Inc.
Aetna Life Insurance Co.
American Realcorp
American Savings and Loan
Bank of America
Bank of Boston
The Bank of New York
Bank of San Francisco
Bank of the West
Bankers Trust Company
Banque Nationale de Paris
Barclay's Bank
The Beacon Companies
Boykin Management Co.
Broad, Schultz, Larson & Wineberg
Burlingame Bank and Trust Comp.
Caesars World Gaming
California Federal Bank
California Department
 of Transportation
Canadian Imperial Bank of
 Commerce
Carpenters Pension Trust for
 Southern California
CASC Corp.
Case, Knowlson, Mobley, Burnett
 and Luber
Chase Manhattan Bank
Chemical Bank
CIGNA Capital Advisors, Inc.
Citibank
Citicorp Real Estate, Inc.
City and County of San Francisco
City of Boulder, Colorado
Column Financial, Inc.
Comerica Bank - California
Commercial Bank of Korea, Ltd.
Coudert Brothers
Credit Lyonnais
Dai-Ichi Kangyo Bank, Ltd.
Daiwa Bank
Days Inns
Disney Development Company
Dollar Savings and Loan
Doubletree Inns
Drury Inns
EDA, U.S. Government
Duckor & Spradling
EPAM Corporation
Equitable Life Assurance Society
Equitable Real Estate Investment
 Management
Estate of James Campbell
Farmers National Bank
Fidelity Federal Savings & Loan
First Boston
First Federal Savings and Loan
First Interstate Bank
Fox Hotel Investors
Fuji Bank
Gibraltar Savings and Loan
Gibson, Dunn & Crutcher
Graham Taylor Hospitality Group
Gray, Cary, Ames & Frye

Hospitality Valuation Services              Qualifications of Suzanne R. Mellen,
San Francisco, California                   CRE, MAI
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Corporate and Institutional
Clients Served (cont'd)

Hare, Brewer & Kelley, Inc.
Haruyoshi Kanko K.K.
Heller, Ehrman, White & McAuliffe
Heller Real Estate Financial Services
Hibernia Bank
Holiday Inns
Hong Kong Bank
Hongkong Bank Alliance
Host Marriott
Hotel Investors Trust
Howard Johnson's
Huntington Bank
Hyatt Development Corporation
Inter-Continental
ITT Sheraton Corporation
Japan Airlines
J.E. Robert Company, Inc.
John B. Coleman & Co.
John Q. Hammons
John Hancock Life Insurance
Key Bank of New York
Lake County Business Outreach and
 Response Team
Latham & Watkins
Local Federal Bank, F.S.B.
Long-Term Credit Bank of
 Japan, Ltd.
Lovitt & Hannan, Inc.
The Maher Company
Marriott Hotels
Mercury Savings and Loan
Miramar Asset Management, Inc.
Mitsui Trust & Banking Co., Ltd.
The Money Store Commercial
 Mortgage, Inc.
Morgan Guaranty Trust
Morgan Stanley & Co.
Morrison & Foerster
Nations Financial Capital Corp.
Network Mortgage Services
Nomura Securities International, Inc.
Northwinds N.V.
Ny-West Development
Octavian, Inc.
Orrick, Herrington & Sutcliffe
OZ Resorts and Entertainment
The Pacific Bank
Pannell Kerr Forster
Parabas Bank
Patrick M. Nesbitt Associates, Inc.
Paul, Hastings, Janofsky & Walker
Presideo Group
Property Capital Trust
Prudential Realty Group
Punjab National Bank
Ramada Inns
Red Lion Hotels & Inns
RT Capital Corporation
San Francisco International Airport
San Leandro Development Services
 Department
Seafirst Bank
Security Pacific National Bank
Salomon Brothers
Shearman & Sterling
Societe General
Southern California Savings
Ssang Yong Engineering and
 Construction Company, Limited
Stephen W. Noey & Associates
Strategic Realty Advisors, Inc.
Streich Lang
Sumitomo Bank
Sunriver Resort
TCF Bank
Teachers Insurance and Annuity
 Association
Transamerica Realty Services, Inc.
The Travelers Companies
Treadway Hotels
Tully & Wezelman, P.C.
Union Bank
U.S. Bancorp
U.S. Trust Company
VMS Realty, Inc.
Wells Fargo Bank
West LB
Windsor Capital Group
Wolf, Rifkin & Shapiro
Wrather Corporation
Yasuda Trust and Banking Co., Ltd.

Hospitality Valuation Services              Qualifications of Suzanne R. Mellen,
San Francisco, California                   CRE, MAI
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            PARTIAL LIST OF HOTELS AND MOTELS APPRAISED OR EVALUATED
                         BY SUZANNE R. MELLEN, CRE, MAI

ALABAMA

Ramada Inn, Gadsden
Proposed Hotel, Mobile
Holiday Inn, Montgomery
Howard Johnson's, Montgomery

ALASKA

Best Western Barratt Inn, Anchorage
Hotel Captain Cook, Anchorage
Sheraton Anchorage Hotel, Anchorage

ARIZONA

Motel 6, Flagstaff
Rodeway Inn, Flagstaff
Woodlands Plaza Hotel, Flagstaff
Bright Angel Lodge, Grand Canyon
El Tovar Hotel, Grand Canyon
Kachina Lodge, Grand Canyon
Maswik Lodge, Grand Canyon
Moqui Lodge, Grand Canyon
Phantom Ranch, Grand Canyon
Thunderbird Lodge, Grand Canyon
Yavapai Lodge, Grand Canyon
Hampton Inn-Proposed, Holbrook
Rodeway Inn, Kingman
Nautical Inn, Lake Havasu
Bobby McGee's Conglomeration, Phoenix
Caravan Inn, Phoenix
Crescent Hotel, Phoenix
Doubletree Inn, Phoenix
Embassy Suites-Camelback, Phoenix
Embassy Suites-Camelhead, Phoenix
Fountain Suites Hotel, Phoenix
Granada Royale Camelhead, Phoenix
Holiday Inn, Phoenix
Holiday Inn Crowne Plaza, Phoenix
Hyatt Regency, Phoenix
Knights Inn, Phoenix
Omni Adams Hotel, Phoenix
Ouality Inn, Phoenix
Doubletree Inn, Scottsdale
Marriott Camelback Inn, Scottsdale
Phoenician Resort, Scottsdale
Red Lion-La Posada, Scottsdale
Rodeway Inn, Scottsdale
Scottsdale Conference Resort, Scottsdale
Scottsdale Princess, Scottsdale
Sunburst Resort Hotel & Conference Center,
 Scottsdale
L'Auberge de Sedona, Sedona
Los Abrigados, Sedona
Orchard's Inn & Grill, Sedona
Motel 6, Sierra Vista
Doubletree Inn, Tucson
Loews Ventana Canyon Resort, Tucson
Radisson Suite Hotel, Tucson
Rodeway Inn, Tucson
Shilor Inn, Yuma

ARKANSAS

Hilton, Hot Springs
Holiday Inn, Little Rock
Red Carpet Inn, Little Rock

CALIFORNIA

Radisson Hotel, Agoura Hills
Ramada Inn, Agoura Hills
Anaheim Marriott, Anaheim
Anaheim Park Motor Inn, Anaheim
Best Western Anaheim Inn, Anaheim
Best Western Stovall's Inn, Anaheim
Best Western Pavillions Inn, Anaheim
Boulevard Inn, Anaheim
Carousel Inn, Anaheim
Disneyland Hotel, Anaheim
Golden Forest Motel, Anaheim
Hilton Hotel, Anaheim
Holiday Inn, Anaheim
Howard Johnson Hotel, Anaheim
Marriott Courtyard, Anaheim
Pan Pacific Hotel, Anaheim
Pitcairn Inn, Anaheim
Ramada Maingate Hotel, Anaheim
Raffles Inn & Suites, Anaheim
Station Inn, Anaheim
TraveLodge Inn at the Park, Anaheim
Auburn Inn, Auburn
Sleep Inn, Auburn
Ramada, Augora Hills
Allstar Inn, Bakersfield
Clarion Suites, Bakersfield
Economy Inn, Bakersfield (2)
Marriott Courtyard, Bakersfield
Red Lion Hotel, Bakersfield
Sheraton Hotel, Bakersfield
Hilton Hotel, Baldwin Park
Allstar Inn, Barstow
Economy Inn, Barstow
Summerfield Suites-Proposed, Belmont
Berkeley Marina Marriott, Berkeley
Shattuck Hotel, Berkeley
Beverly Hills Country Club, Beverly Hills
Beverly Hilton, Beverly Hills
Beverly Wilshire, Beverly Hills
L'Ermitage, Beverly Hills
Peninsula Beverly Hills, Beverly Hills
Best Western, Big Bear Lake
Motel 6, Big Bear Lake
Proposed hotel, Big Bear Lake
Post Ranch Inn, Big Sur
Ventana Inn, Big Sur
Rodeway Inn, Blythe
Holiday Inn, Brentwood
Fairfield Inn, Buena Park
Hampton Inn, Buena Park
Marriott Courtyard, Buena Park
Hyatt Regency, Burlingame
Airport Marriott, Burlingame
Radisson Plaza-Proposed, Burlingame
Good Nite Inn, Buttonwillow
Country Inn, Calabassas
Good Nite Inn, Calabassas
Del Norte Inn, Camarillo
Good Nite Inn, Camarillo
Cambria Pines Lodge, Cambria
Best Western Fireside Inn, Cambria
Proposed Pruneyard Inn, Campbell
Proposed Hotel, Capitola
Allstar Inn, Carlsbad
Carlsbad Inn, Carlsbad
Inn of America, Carlsbad
La Costa Resort and Spa, Carlsbad
Olympic Resort, Carlsbad
Royce Hotel, Cathedral City
Sheraton Cerritos Towne Center, Cerritos
Neighborhood Inn-Proposed, Chatsworth
Holiday Inn, Chico
Red Lion Hotel, Chico
Otay Valley Travel Lodge, Chula Vista
Howard Johnson's, Colton
Concord Hilton, Concord
Trees Inn, Concord
Motel 6, Corona
Loews Coronado Bay Resort, Coronado
Ha' Penny Inn, Costa Mesa
Red Lion Hotel, Costa Mesa
Residence Inn, Costa Mesa
Pacifica Hotel & Conference Center, Culver City

Hospitality Valuation Services              Qualifications of Suzanne R. Mellen,
San Francisco, California                   CRE, MAI
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Ramada Inn, Culver City
Marriott Courtyard, Cupertino
Proposed Spa, Danville
Furnace Creek Inn, Death Valley
Furnace Creek Resort, Death Valley
Stove Pipe Wells Village, Death Valley
Hilton Hotel-Proposed, Del Mar
Marriott Resort & Spa, Desert Springs
Days Inn Diamond Bar, Diamond Bar
Carlos Murphy's Restaurant, Emeryville
Days Inn, Emeryville
Lyon's Restaurant, Emeryville
Proposed Woodfin Suites, Emeryville
Budget Motel, Encinitas
Marriott Tenaya Lodge, Fish Camp
All-Suites-Proposed, Foster City
Clubtel-Proposed, Foster City
Holiday Inn, Foster City
Marriott Courtyard, Foster City
Hilton, Fremont
Marriott Courtyard, Fremont
Motel 6, Fremont
Quality Inn, Fremont
Allstar Inn, Fresno (2)
Chateau Inn, Fresno
Economy Inn, Fresno (2)
Hacienda Resort and Conference Center,
 Fresno
Holiday Inn, Fresno
Marriott Courtyard, Fresno
Picadilly Inn Airport, Fresno
Travelers Inn, Fresno (3)
Sierra Sport and Racquet Club, Fresno
Griswold's Hotel, Fullerton
Marriott Hotel, Fullerton
Hyatt Regency-Proposed, Goleta
Motel 6, Gilroy
Red Lion Hotel, Glendale
Hollywood Palm Hotel, Hollywood
Waterfront Hilton, Huntington Beach
Grand Champions Resort, Indian Wells
Marriott Courtyard, Irvine
Registry Hotel, Irvine
Amador Inn, Jackson
Proposed Hotel, Kern Co.
Lafeyette Park Hotel, Lafeyette
Residence Inn, La Jolla
Hilton Lodge, Lake Arrowhead
Squaw Creek Resort, Lake Tahoe
Marriott Courtyard, Larkspur
Proposed 50-Unit Motel, Little Lake
Residence Inn, Livermore
Breakers Hotel, Long Beach
Holiday Inn, Long Beach
Marriott Hotel, Long Beach
Residence Inn, Long Beach
Airport Park Hotel, Los Angeles
Biltmore Hotel, Los Angeles
Checkers Hotel, Los Angeles
Econolodge-Proposed, Los Angeles
Embassy Suites, Los Angeles
Four Seasons, Los Angeles
Hilton Hotel & Towers, Los Angeles
Hilton LAX, Los Angeles
Holiday Inn-LAX, Los Angeles
Holiday Inn Crowne Plaza-LAX, Los Angeles
Holiday Inn Express-Van Nuys, Los Angeles
Hotel Inter-Continental, Los Angeles
Hotel Sofitel Ma Maison, Los Angeles
Marriott Courtyard-LAX, Los Angeles
Playa Vista Development, Los Angeles
Sofitel Ma Malson, Los Angeles
Westin Bonaventure, Los Angeles
Los Gatos Lodge, Los Gatos
Economy Inns of America Motel, Madera
Marriott Courtyard, Mira Mesa
Barnabey's Hotel, Manhattan Beach
Doubletree Hotel, Marina del Rey
Holiday Inn Express, Marina del Rey
Marina Suites Hotel, Marina del Rey
Marina Beach Hotel, Marina del Rey
Marriott Hotel, Marina del Rey
Holiday Inn, Milpitas
Motel Orleans, Modesto
Red Lion Hotel, Modesto
Doubletree Fisherman's Wharf, Monterey
Doubletree Inn, Monterey
Monterey Plaza Hotel, Monterey
Sheraton Hotel, Monterey
Inn at Morro Bay, Morro Bay
Best Western Inn, Napa Valley
Clarion Inn, Napa Valley
Inn at Napa Valley, Napa Valley
Sheraton Inn Napa Valley, Napa
Proposed Windmill Inn, Napa Valley
Silverado, Napa Valley
Newark/Fremont Hilton, Newark
Marriott Suites, Newport Beach
Proposed Newport Coast Development, Newport
 Beach
Newporter Resort Hotel, Newport Beach
Sheraton Hotel, Newport Beach
Shilo Inn, Oakhurst
Holiday Inn Oakland Airport, Oakland
Parc Oakland Hotel, Oakland
Resort at Squaw Creek, Olympic Valley
Clarion Hotel, Ontario
Holiday Inn, Ontario
Red Lion Hotel,Ontario
Woodfin Suites, Orange
Holiday Inn, Oxnard
Super 8 Motel, Palmdale
Embassy Suite, Palm Desert
Canyon Resort Hotel, Palm Springs
Desert Princess, Palm Springs
Palm Canyon, Palm Springs
Palm Springs Spa Hotel, Palm Springs
Spa Hotel & Mineral Springs, Palm Springs
Holiday Inn, Palo Alto
Cascade Ranch Lodge, Pescadero
Elks Lodge, Petaluma
Best Western Grande Arroyo, Pismo Beach
Proposed Hilton, Pismo Beach
Fairfield Inn, Placentia
Pleasant Hill Inn, Pleasant Hill
Black Angus Restaurant, Pleasant Hill
Savoy Restaurant, Pleasant Hill
Hilton Hotel, Pleasanton
Holiday Inn, Pleasanton
Marriott Courtyard, Pleasanton
Shilo Inn, Pomona
Country Inn, Port Hueneme
Economy Inn, Rancho Cordova
Marriott Courtyard, Rancho Cordova
Quality Suites, Rancho Cordova
Marriott's Rancho Las Palmas,
 Rancho Mirage
Grand Manor Inn, Redding
Motel Orleans East, Redding
Motel 6, Redding
Park Terrace, Redding
Red Lion Inn, Redding
Shasta Inn, Redding
Good Nite Inn, Redlands
Sheraton Redondo Beach, Redondo Beach
Hotel Sofitel at Redwood Shores, Redwood City
Carriage Inn, Ridgecrest
Good Nite Inn, Rohnert Park
Red Lion Hotel, Rohnert Park
Mission Inn, Riverside
Allstar Inn, Sacramento (4)
Arco Arena, Sacramento
Clarion Hotel, Sacramento

Hospitality Valuation Services              Qualifications of Suzanne R. Mellen,
San Francisco, California                   CRE, MAI
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INTERNATIONAL
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================================================================================

Hilton Inn, Sacramento
Holiday Inn, Sacramento
Hyatt Regency, Sacramento
Marriott Courtyard, Sacramento
Motel Orleans, Sacramento
Peregrine Real Estate Trust, Sacramento
Radisson Hotel, Sacramento
Red Lion Hotel-Sacramento, Sacramento
Red Lion-Sacramento Inn, Sacramento
Sacramento Hilton, Sacramento
Sacramento Inn, Sacramento
Sierra Inn, Sacramento
Sterling Hotel, Sacramento
Travelers Inn, Sacramento
Proposed Vizcaya Catering Hall, Sacramento
Woodlake Inn, Sacramento
Proposed 60-Unit Hotel, Sacramento
Marriott Courtyard, San Bruno
Clarion Bay View, San Diego
Comfort Inn Old Town, San Diego
Embassy Suites-La Jolla, San Diego
Executive Lodge, San Diego
Hanalei Hotel, San Diego
Holiday Inn, San Diego
Howard Johnson, San Diego
Hyatt Islandia, San Diego
Hyatt Regency, San Diego
Intercontinental Hotel, San Diego
Kings Inn, San Diego
La Jolla Village Inn, San Diego
Marriott Hotel, San Diego
Marriott Mission Valley, San Diego
Mission Valley Inn, San Diego
Proposed Hotel, San Diego
Radisson Hotel, San Diego
Ramada Limited Suites, San Diego
Red Lion Hotel, San Diego
Sheraton Harbor Island East, San Diego
Sheraton Grand, San Diego
Super 8 Motel-Point Loma, San Diego
Symphony Towers, San Diego
Town and Country Hotel, San Diego
U.S. Grant Hotel, San Diego
Bellevue Hotel, San Francisco
Campton Place, San Francisco
Cartwright Hotel, San Francisco
Chancellor Hotel, San Francisco
Comfort Inn by the Bay, San Francisco
Donatello Hotel, San Francisco
Embarcadero Inn, San Francisco
Fairmont Hotel, San Francisco
Four Seasons Clift, San Francisco
Grand Hyatt, San Francisco
Harbor Court Hotel, San Francisco
Holiday Inn-Civic Center, San Francisco
Holiday Inn-Fisherman's Wharf,
 San Francisco
Holiday Inn-Golden Gateway, San Francisco
Holiday Lodge, San Francisco
Hotel Diva, San Francisco
Hotel Nikko
Hotel Union Square, San Francisco
Howard Johnson's Pickwick Hotel,
 San Francisco
Hyatt at Fisherman's Wharf, San Francisco
Hyatt Regency Embarcadero, San Francisco
Proposed Inn at Fisherman's Wharf,
 San Francisco
Inn at the Opera, San Francisco
King George Hotel, San Francisco
Lambourne Hotel, San Francisco
Le Meridien Hotel, San Francisco
The Majestic, San Francisco
Mark Twain Hotel, San Francisco
Marriott Fisherman's Wharf, San Francisco
Orchard Hotel, San Francisco
Parc Fifty-Five, San Francisco
Park Hyatt, San Francisco
Portman Hotel, San Francisco
Prescott Hotel, San Francisco
Queen Anne Hotel, San Francisco
Ramada Hotel, San Francisco
Regis Hotel, San Francisco
Ritz Carlton-Proposed, San Francisco
San Francisco Airport Hilton, San Francisco
San Francisco Hilton, San Francisco
San Francisco Hotel, San Francisco
San Francisco Marriott, San Francisco
Savoy Hotel, San Francisco
Sheraton Fisherman's Wharf, San Francisco
Sir Francis Drake Hotel, San Francisco
Stanford Court, San Francisco
Super 8 Motel at Fisherman's Wharf
Proposed Inn at 2961 Pacific Avenue,
 San Francisco
Tuscan Inn, San Francisco
Marriott Courtyard, San Francisco Airport
Fairmont Hotel, San Jose
Holiday Inn, San Jose
Ramada Renaissance Hotel, San Jose
Red Lion-San Jose, San Jose
Islander Lodge Motel, San Leandro
Apple Farm Inn, San Luis Obispo
Pacific Suites Hotel, San Luis Obispo
Benlamin Franklin Hotel, San Mateo
Dunfey Hotel, San Mateo
Holiday Inn, San Mateo
Holiday Inn Express, San Mateo
Embassy Suites, San Rafael
Marriott Hotel, San Ramon
California Palms, Santa Ana
Compri Hotel, Santa Ana
Executive Inn, Santa Ana
Executive Lodge, Santa Ana
Orange County Ramada Hotel, Santa Ana
El Encanto Hotel, Santa Barbara
Fess Parker's Red Lion Resort,
 Santa Barbara
Santa Barbara Inn, Santa Barbara
San Ysidro Ranch, Santa Barbara
Budget Inn, Santa Clara
Embassy Suites-Santa Clara, Santa Clara
Marriott Hotel, Santa Clara
Quality Suites, Santa Clara
Inn at Pasatiempo, Santa Cruz
Dream Inn, Santa Cruz
Motel 6, Santa Maria
Santa Maria Airport Hilton, Santa Maria
Holiday Inn at the Pier, Santa Monica
Ocean Avenue Hotel, Santa Monica
Proposed EconoLodge, Santa Monica
Park Hyatt Hotel, Santa Monica
Santa Monica Beach Hotel, Santa Monica
Holiday Inn, Santa Nella
Fountain Grove Inn, Santa Rosa
Holiday Inn, Santa Rosa
Days Inn Seaside, Seaside
Embassy Suites, Seaside
Seaside 8, Seaside
Radisson Valley Center Hotel, Sherman Oaks
Ramada Inn, Solana Beach
Danish Country Inn, Solvang
Red Lion Inn, Sonoma
Timberwolf Lodge, South Lake Tahoe
Crown Sterling Suites, South San Francisco
Holiday Inn, South San Francisco
La Quinta Inn, South San Francisco
Proposed 390-Room Hotel,
 South San Francisco
Harvest Inn, St. Helena
Motel Orleans, Stockton
Sheraton Hotel-Proposed, Stockton
Stockton Hilton, Stockton

Hospitality Valuation Services              Qualifications of Suzanne R. Mellen,
San Francisco, California                   CRE, MAI
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============


================================================================================

Holiday Inn, Sunnyvale
Neighborhood Suites Hotel, Sunnyvale
Residence Inn Silicon Valley II, Sunnyvale
Sunnyvale Hilton, Sunnyvale
Super 8, Sunnyvale
Good Nite Inn, Sylmar
Embassy Suites-Temecula, Temecula
Holiday Inn - Torrance, Torrance
MCA Hotel-Proposed, Universal City
Holiday Inn, Van Nuys
Habortown Marina Resort, Ventura
Ocean Resorts/Harbortown Hotel, Ventura
Sheraton Hotel, Ventura
Holiday Inn, Walnut Creek
Parkside Hotel, Walnut Creek
Royce Hotel-Proposed, Walnut Creek
Walnut Creek Marriott, Walnut Creek
Le Bel Age, West Hollywood
Le Dufy, West Hollywood
Le Mondrian, West Hollywood
Le Montrose, West Hollywood
Whittier Hilton, Whittier
Woodland Hotel & Conference Center-
 Proposed, Woodland
Warner Center Marriott, Woodland Hills
Skylonda Retreat, Woodside
Marriott Tenaya Lodge-Proposed, Yosemite
Motel Orleans, Yuba City

COLORADO

Hampton Inn, Aurora
Holiday Inn Southeast, Aurora
Downtown Boulder Hotel, Boulder
Hilton Harvest House, Boulder
Holiday Inn, Boulder
Embassy Suites, Colorado Springs
Hilton, Colorado Springs
Proposed Double Eagle Casino Hotel,
 Cripple Creek
Le Baron Hotel, Denver
Brown Palace, Denver
Days lnn-Arapahoe, Denver
Days lnn-CoIfax, Denver
Embassy Suites, Denver
Radisson, Denver
Denver Hilton, Englewood
Proposed Hampton Inn, Lakewood
Westin Hotel, Vail

CONNECTICUT

Holiday Inn, Darien
Proposed Days Inn, Enfield
Hartford Hilton, Hartford
Motel 6, Hartford
Executive Hotel, Stamford
Harley Hotel, Stamford
Holiday lnn-Crowne Plaza, Stamford

DISTRICT OF COLUMBIA

Fairmont Hotel, Washington
Harambee House, Washington
Hyatt Regency, Washington
Ritz-Carlton, Washington
River Inn, Washington
St. James, Washington

FLORIDA

Holiday Inn, Altamonte Springs
Embassy Suites, Boca Raton
Petite Suites, Boca Raton
Holiday Inn, Clearwater
Holiday Inn Gulfview, Clearwater
Holiday Inn Surfside, Clearwater Beach
Holiday Inn-Airport, Ft. Lauderdale
Holiday Inn-Beach, R. Lauderdale
Holiday Inn-North, R. Lauderdale
Holiday lnn-Madeira, Madeira Beach
Holiday lnn-Calder, Miami
Holiday Inn-International Drive, Orlando
Holiday Inn-Lee Road, Orlando
Peabody Hotel, Orlando
Sheraton Jetport Inn, Orlando
Sheraton Lakeside, Orlando
Holiday Inn, Palm Beach Gardens
Holiday lnn-Lido Beach, Sarasota
Holiday Inn-Airport, Tampa
Ramada Inn, Tampa

GEORGIA

Proposed Hyatt-Airport, Atlanta
Motel 6, Atlanta
Neighborhood Inn, Atlanta
Stouffer's Hotel-Proposed, Atlanta
Holiday lnn-Crowne Plaza College Park
Howard Johnson's Forsyth
Motel 6, Norcross

HAWAII

Ritz-Carlton Mauna Lani
Royal Sea Cliff Resort, Hawaii
Coco Palms Resort, Kauai
Westin Kauai at Kauai Lagoons Resort, Kauai
Grand Wailea Resort, Maui
Maui Lu Resort, Maui
Royal Hawaiian Hotel, Oahu
Walkiki Gateway Hotel, Oahu
Walkiki Sand Villa Hotel, Oahu

IDAHO

Motel 6, Coeur dAlene
Cotton Tree Inn, Pocatello

ILLINOIS

Indian Lakes Resort, Bloomingdale
Super 8 Motel, Bloomington
Super 8 Motel, Champagne
Mayfair Regent, Chicago,
Super 8 Motel, Crystal Lake
Super 8 Motel, Decatur
Proposed Hotel, Des Plaines
Radisson Suites, Downers Grove
Hampton Inn, Elk Grove
Holiday Inn, Elmhurst
Orrington Hotel, Evanston
Drury Inn, Fairview Heights
Nordic Hills Resort, ltasca
Holiday Inn, Joliet
Super 8 Motel, Peru
Super 8 Motel, Waukegan

INDIANA

Super 8 Motel, Columbus
Sheraton Hotel, Gary
Caesars Riverboat Casino Complex-Proposed,
 Harrison County
Motel 6, Indianapolis
Wyndham Garden Hotel, Indianapolis
Hilton Inn, Jeflersonville
Brown County Inn, Nashville

IOWA

Holiday Inn, Cedar Falls
Collins Plaza, Cedar Rapids

Hospitality Valuation Services              Qualifications of Suzanne R. Mellen,
San Francisco, California                   CRE, MAI
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============


================================================================================

KANSAS

Proposed Emerald City Resort, Kansas City
Canterbury Inn/Knights Inn, Wichita

KENTUCKY

Holiday Inn-Central, Louisville
Holiday Inn-Northeast, Louisville
Ramada Inn East, Louisville

LOUISIANA

Howard Johnson's, Alexandria
Embassy Suites, Baton Rouge
Hilton Hotel, Baton Rouge
Sheraton At New Orleans Airport, Kenner
The Iberville Hotel, New Orleans
Ramada Inn St. Charles, New Orleans

MAINE

Inn by the Sea, Cape Elizabeth

MARYLAND

Holiday Inn, Aberdeen
Maryland Inn, Annapolis
Best Western Motor Lodge, Chicopee
Abbey, College Park
Holiday Inn, Laurel
Days Inn, Rockville
Holiday Inn Crowne Plaza, Rockville
Ramada Inn, Rockville

MASSACHUSETTS

Marriott Copley Place, Boston
Meridien Hotel, Boston
Federal House Inn, South Lee
Holiday Inn, Springfield
Sheraton, Sturbridge

MICHIGAN

Super 8 Motel, Battle Creek
Howard Johnson's, Belleville
Holiday Inn, Detroit
Golden Harp-Proposed, Detroit
Super 8 Motel, Kalamazoo
Embassy Suites-Proposed, Livonia
Embassy Suites, Uvonia
Super 8 Motel, Muskegon
Inn at the Bridge, Port Huron
Super 8 Motel, Saginaw
Comfort Suites, Sterling Heights
Holiday Inn, Troy
Holiday Inn, Warren
Motel 6, Warren
Super 8 Motel, Wyoming

MINNESOTA

Motel 6, Minneapolis
Proposed Motel, Montevideo
Motel 6, Rochester
Radisson Plaza Hotel, Rochester

MISSISSIPPI

Motel 6, Hattiesburg
Howard Johnson's, Jackson
Quality Inn, Oxford

MISSOURI

Holiday Inn, Kansas City
Holiday Inn, Springfield
Clarion Hotel, St. Louis
Executive Inn, St. Louis
Holiday Inn Sports Complex, St. Louis
Sheraton Airport, St. Louis
Proposed Hotel, Unity Village

MONTANA

Holiday Inn, Missoula
Red Lion Hotel, Missoula

NEBRASKA

Marriott Hotel, Omaha
Red Lion Inn, Omaha

NEVADA

Ormsby House Hotel and Casino, Carson City
Airport Inn, Las Vegas
Aladdin Hotel & Casino. Las Vegas
Alexis Park Hotel, Las Vegas
Proposed Homewood Suites, Las Vegas
Hotel & Casino El Rancho, Las Vegas
Howard Johnson Hotel & Casino, Las Vegas
Jockey Club, Las Vegas
Paradise Resort Hotel, Las Vegas

NEW JERSEY

Deauville Hotel, Atlantic City
Harrah's Marina Hotel Casino, Atlantic City
Sands Hotel & Casino, Atlantic City
Tropicana Hotel & Casino, Atlantic City
Cherry Hill Inn, Cherry Hill
Proposed Ramada Inn, Elizabeth
Proposed Ramada Inn, Franklin Township
Proposed Summerfield Suites Morristown,
 Hanover
Proposed Summerfield Suites Parsippany,
 Hanover
Holiday Inn, Jamesburg
Headquarters Plaza, Morristown
Howard Johnson's Mount Holly
Mt. Laurel Hilton, Mt. Laurel
Holiday Inn, Newark
Howard Johnson's, Saddle Brook
Marriott Hotel, Somerset
Motel, Wrightstown
Five Churches Chicken Restaurants,
 Various Locations

NEW MEXICO

Hampton Inn, Albuquerque
Ramada Hotel Classic, Albuquerque
Las Cruces Hilton, Las Cruces
Homewood Suites, Santa Fe
Inn at Loretto, Santa Fe
Sheraton de Santa Fe, Santa Fe
Rancho Ramada Inn de Taos, Taos

NEW YORK

Hilton Hotel, Albany
Buffalo Hotel, Buffalo
Proposed Airport Hotel, Buffalo
Nevele Hotel, Ellenville
Howard Johnson's, Elmsford
Ramada Inn, Hauppauge
Hilton Hotel, Lake Placid
Proposed Hotel, New Rochelle

Hospitality Valuation Services              Qualifications of Suzanne R. Mellen,
San Francisco, California                   CRE, MAI
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============


================================================================================

Ramada Plaza, New Rochelle
Sheraton Inn, New Rochelle
Barbizon Plaza Hotel, New York
Berkshire Place, New York
Century Paramount Hotel, New York
Executive Hotel, New York
Halloran House, New York
Hampton House, New York
Holland Hotel, New York
Howard Hotel, New York
Mayfair Regent, New York
Nova-Park Gotham, New York
Parker Meridien Hotel, New York
Proposed Soho Hotel, New York
Tudor Hotel, New York
York Club, New York
Sheraton Inn, Ossining
Proposed Hotel, Saratoga
Howard Johnson's, Smithtown
Hampton Inn, Syracuse
Sheraton Nassau Hotel, Uniondale
Turning Stone Casino, Verona
Roger Smith Hotel, White Plains

NORTH CAROLINA

Motel 6, Durham
Embassy Suites, Greensboro
Hilton Inn, Greensboro
Hilton Inn, Raleigh
Motel 6, Rocky Mount
Hilton Inn, Winston-Salem

OHIO

Holiday Inn Cascade, Akron
Embassy Suites, Blue Ash
Proposed Embassy Suites, Cincinnati
Howard Johnson's, Cincinnati
Marriott Inn, Cincinnati
Radisson Inn, Cincinnati
Vernon Manor, Cincinnati
Holiday Inn Lakeside, Cleveland
Sheraton Hopkins, Cleveland
Holiday Inn, Columbus
Woodfin Hotel, Columbus
Daytonian Hilton, Dayton
Motel 6, Dayton
Holiday Inn, Toledo

OKLAHOMA

Fountainhead Resort, McIntosh County
Arrowhead Resort, Pittsburgh County

OREGON

Red Lion Inn, Astoria
Inn at Face Rock, Bandon
Shilo Inn, Beaverton
Red Lion Inn - North, Bend
Red Lion Inn - Coos Bay, Coos Bay
Econolodge, Eugene
Execulodge, Eugene
Red Lion Inn, Eugene
Big Creek Resort, Fiorence
Salishan Lodge, Gleneden Beach
Shilo Inn, Grants Pass
Proposed Courtyard Hotel, Hillsboro
Proposed Residence Inn, Hillsboro
Red Lion Inn, Medford
Red Lion Hotel, Pendleton
Columbia River Red Lion, Portland
Embassy Suites, Portland
Holiday Inn, Portland
Proposed Sheraton Suites, Portland
Red Lion Hotel-Portland Downtown, Portland
Red Lion Inn-Lloyd Center, Portland
Residence Inn-Lloyd Center, Portland
Vintage Plaza Hotel, Portland
Wells Building, Portland
Capitol Inn, Salem
Execulodge, Salem
Red Lion Inn, Seaside
Red Lion Inn, Springfield
Sunriver Resort, Sunriver
Red Lion Inn, Tigard

PENNSYLVANIA

Embassy Suites - Pittsburgh, Coraopolis
Days Inn, Danville
Rittenhouse Towers, Philadelphia
Motel 6, Pittsburgh
Hilton At Lackawanna Station, Scranton

SOUTH CAROLINA

Holiday Inn, Charleston
Holiday Inn, Charleston-Riverview
Embassy Suites, Columbia
Motel 6, Columbia
Ramada Inn, Greenville
Hilton Head Inn, Hilton Head
Save Inn, Lake Hartwell

TENNESSEE

Motel 6, Chattanooga
Holiday Inn, Jackson
Holiday Inn, Memphis
Motel 6, Memphis
Days Inn, Nashville
Hampton Inn, Nashville

TEXAS

Proposed Summerfield Suites Hotel, Addison
Days Inn, Amarillo
Motel 6, Amarillo
Super 8 Motel, Amarillo
Holiday Inn, Austin
Days Inn, Corpus Christi
Doubletree Inn, Dallas
Fairmont Hotel, Dallas
Marriott Park Central, Dallas
Marriott Quorum, Dallas
Melrose Hotel, Dallas
Motel 6, Dallas
Park Plaza, Dallas
Ramada Inn Convention Center, Dallas
Summit Hotel, Dallas
Howard Johnson's, East Dallas
Allstar Inn, El Paso
Embassy Suites, El Paso
Travelers Inn, El Paso
Metro Center Hotel, Fort Worth
Embassy Suites, Houston
Holiday Inn-Hobby, Houston
Houston House, Houston
Houstonian Hotel, Houston
Motel 6, Houston
Stoufler Rennaisance, Houston
Proposed Hampton Inn, Irving
Holiday Inn, Lubbock
Crockett Hotel, San Antonio

UTAH

Utah Trails Resort, Kanab
Seven Peaks Resort Hotel, Provo
Red Lion Hotel, Salt Lake City

Hospitality Valuation Services              Qualifications of Suzanne R. Mellen,
San Francisco, California                   CRE, MAI
--------------------------------------------------------------------------------

=============
     HVS
-------------
INTERNATIONAL
=============


================================================================================

VIRGINIA
Howard Johnson's, Alexandria
Hyatt Arlington, Arlington
Holiday Inn Crowne Plaza, Crystal City
Motel 6, Fredericksburg
Omni International Hotel, Norfolk
Holiday Inn West End, Richmond

WASHINGTON

Embassy Suites, Bellevue
Hampton Inn, Bellevue
Red Lion Inn Bellevue Center, Bellevue
Motel 6, Issaquah
Red Lion Inn, Kelso
Embassy Suites, Lynwood
Red Lion Inn, Pasco
Red Lion Inn, Richland
Hampton Inn, Sea-Tac
Holiday Inn Sea-Tac, Sea-Tac
Red Lion Hotel, Sea-Tac
Doubletree Inn, Seattle
Hampton Inn, Seattle
Holiday Inn Crowne Plaza, Seattle
Red Lion Hotel, Seattle
Red Lion Inn, Spokane
Skamania Lodge, Stevenson
Park Shore Inn, Tacoma
Red Lion Inn, Tacoma
Sheraton Hotel, Tacoma
Doubletree Suites, Tukwila
Hampton Inn, Tukwila
Red Lion Inn at the Quay, Vancouver
Red Lion Inn, Wenatchee
Red Lion Inn, Yakima

WEST VIRGINIA

Holiday Inn Charleston House, Charleston
Holiday Inn, Huntington
Howard Johnson's, Wheeling

WISCONSIN

Wyndham Garden Hotel, Brookfield
Super 8 Motel, Jamesville
Super 8 Motel, Kenosha
Holiday Inn-Airport, Milwaukee
Holiday Inn-West, Milwaukee

WYOMING
Days Inn, Casper
Flying L Skytel, Cody

CANADA

EconoLodge, Hull, Quebec
Sutton Place Hotel & Apartments,Toronto

GUAM

Proposed Hotel, Tamuning

MEXICO

Omni Hotel, Ixtapa
La Jolla de Mismaloya, Puerto Vallarta

PUERTO RICO

Carib Inn, San Juan

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                            MANSION GROVE APARTMENTS
                             502 MANSION PARK DRIVE
                             SANTA CLARA, CALIFORNIA

LANDAUER
REAL ESTATE COUNSELORS


                                TABLE OF CONTENTS

CERTIFICATION................................................................i

LIMITING CONDITIONS........................................................iii

SPECIAL ASSUMPTION/LIMITING CONDITIONS......................................vi

EXECUTIVE SUMMARY..........................................................vii

IDENTIFICATION OF THE SUBJECT PROPERTY.......................................1

HISTORY OF THE SUBJECT PROPERTY..............................................1

PURPOSE OF THE APPRAISAL.....................................................1

SCOPE OF THE APPRAISAL.......................................................1

DEFINITION OF MARKET VALUE ..................................................2

PROPERTY RIGHTS APPRAISED....................................................2

DATE OF VALUE................................................................3

LEGAL DESCRIPTION............................................................3

OVERVIEW OF THE SANTA CLARA COUNTY REGION....................................4

NEIGHBORHOOD DESCRIPTION....................................................11

SITE DESCRIPTION............................................................13

IMPROVEMENT DESCRIPTION.....................................................18

MARKET ANALYSIS.............................................................22

HIGHEST AND BEST USE........................................................24

VALUATION METHODOLOGY.......................................................28

SALES COMPARISON APPROACH...................................................29

INCOME APPROACH.............................................................36

RECONCILIATION..............................................................53

ADDENDA.....................................................................55

LANDAUER                                                                       i
REAL ESTATE COUNSELORS                                             CERTIFICATION


                                  CERTIFICATION

We certify that, to the best of my knowledge and belief;

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions and conclusions, are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice promulgated by the Appraisal Standard Board of the Appraisal Foundation.

6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

7. Rodney A. Wycoff Jr., MAI, CRE and James C. Kafes MAI, CRE, have completed the requirements for certification under the continuing education program of the Appraisal Institute.

8. Rodney A. Wycoff Jr., MAI, CRE and John P. Ackerman are currently certified with the State of California Office of Real Estate Appraisers and are licensed as Certified General Real Estate Appraisers. Mr. Wycoff's certification is valid through October 3, 2000. Mr. Ackerman's certification is valid through March 3, 2001.

9. John P. Ackerman has made a personal inspection of the property that is the subject of this report.

10. Rodney A. Wycoff, James C. Kafes and Kevin D. Gray did not inspect the property that is the subject of this report.

11. No one other that the undersigned provided significant professional assistance in the preparation of this report.

LANDAUER                                                                      ii
REAL ESTATE COUNSELORS                                             CERTIFICATION


12. The undersigned has the knowledge and experience to complete this appraisal assignment and has appraised this property type previously. Please see the Professional Qualifications included in the Addenda to this report for additional information about the appraiser's education and work experience.


      /s/ John P. Ackerman
      ------------------------------
      John P. Ackerman
      Manager


      /s/ Rodney A. Wycoff
      ------------------------------
      Rodney A. Wycoff Jr., MAI, CRE
      Senior Managing Director


      /s/ James C. Kafes
      ------------------------------
      James C. Kafes, MAI, CRE
      Executive Managing Director


      /s/ Kevin D. Gray
      ------------------------------
      Kevin D. Gray, CRE
      Managing Director

LANDAUER                                                                     iii
REAL ESTATE COUNSELORS                                       LIMITING CONDITIONS


                               LIMITING CONDITIONS

This report is made expressly subject to the conditions and stipulations following:

      1. Date and definitions of value, together with other definitions and assumptions on which our analyses are based, are set forth in appropriate sections of this report. These are to be considered part of these limiting conditions as if included here in their entirety.

      2. The conclusions stated herein, including values which are expressed in terms of the U. S. Dollar, apply only as of the date of value and are based on prevailing physical and economic conditions and available information at that time. Economic projections do not represent forecasting of future events. Rather, they reflect a method commonly used by investors to gauge the effect of anticipated trends on investment yields. No representation is made as to the effect of subsequent events which may significantly alter the conclusions reported herein.

      3. Title to the property is assumed to be marketable. The property is considered as being under responsible ownership and free of all encumbrances except as specifically discussed herein.

      4. Information reported herein has been obtained from reliable sources and, where feasible, has been verified. The appraisers reserve the right to make appropriate revisions in the event of discovery of additional or more accurate data.

      5. No responsibility is accepted by Landauer for considerations requiring expertise in other fields. Included in this category are ownership, legal description and other legal matters, survey of property boundaries, geologic considerations including soils and seismic stability, civil, structural or other engineering, and identification of hazardous or toxic substances. Data furnished or obtained from public sources relative to these matters has been adopted and is assumed to be correct.

      6. Except where specifically noted, we have no cause to expect the existence of undisclosed easements, encroachments or defects in title, access, geology (the California coastal region is prone to earthquakes), structural integrity or mechanical systems. Any need for further study indicated by our investigation has been disclosed to the client and/or noted in the report; results of any such studies furnished have been accepted and the source identified. Maps and other graphic materials reproduced herein are for illustrative purposes only, and are not to be relied on for factual information.

LANDAUER                                                                      iv
REAL ESTATE COUNSELORS                                       LIMITING CONDITIONS


      7. The appraiser has inspected the subject property with due diligence expected of a professional real estate appraiser. The appraisers are not qualified to detect hazardous waste and/or toxic materials. Any comment by the appraisers that might suggest the possibility of the presence of such substances should not be taken as confirmation of the presence of hazardous waste and/or toxic material. Such determination would require investigation by a qualified expert in the field of environmental assessment.

            The presence of substances such as asbestos, urea-formaldehyde foam insulation or other potentially hazardous material may affect the value of the property. The appraisers' value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value.

            No responsibility is assumed for any environmental conditions, or for any expertise or engineering knowledge required to discover them. The appraisers' descriptions and resulting comments are the result of the routine observations made during the appraisal.

      8. This appraisal covers only the real property described herein. Unless specifically stated to the contrary, it does not include consideration of mineral rights or related right of entry, nor personal property or the removal thereof. Values reported herein are not intended to be valid in any other context, nor are any conclusions as to unit values applicable to any other property or utilization than that specifically identified herein.

      9. By reason of this assignment, testimony or attendance in court or at any government or other hearing with reference to the property is not required without prior arrangements having been made relative to such additional employment.

      10. Use and disclosure of the contents of this report is governed by the Bylaws and Regulations of the Appraisal Institute. The Appraisal Institute reserves the right to authorize its representatives to review this report and its supporting documentation. Confidential distribution of copies of this report in its entirety may be made subject to the sole control of the addressee, however, excerpts may not be given to any third party without prior written consent.

      11. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers, or the firm with which they are connected, or any reference to the Appraisal Institute or to the MAI or SRA designation) shall be disseminated to the general public through advertising or sales media, public relations media, news media, or any other public means of communication without prior written consent.

LANDAUER                                                                       v
REAL ESTATE COUNSELORS                                       LIMITING CONDITIONS


      12. The Americans with Disabilities Act ("ADA") became effective January 26, 1992. Landauer has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

LANDAUER                                                                      vi
REAL ESTATE COUNSELORS                                       LIMITING CONDITIONS


                     SPECIAL ASSUMPTION/LIMITING CONDITIONS

1. According to client provided information reviewed in the course of our research, the subject site has contaminated soils and ground water. The subject is on the California Department of Health Services as being part of the Hazardous Substances Cleanup Bond Expenditure Plan (State Superfund
      List). We have assumed that the subject site is not impacted by the noted soil conditions beyond the current cost of monitoring. Any remediation expense incurred could have a material impact on the value reported herein.

LANDAUER                                                                     vii
REAL ESTATE COUNSELORS                                         EXECUTIVE SUMMARY


                          THE MANSION GROVE APARTMENTS
                                EXECUTIVE SUMMARY

Property Name:                Mansion Grove Apartments

Project Location:             502 Mansion Park Drive
                              Santa Clara, California

Project Description

      Site: The site contains an area of 28.77 gross acres and its shape is irregular. It is situated on the east side of Lick Mill Boulevard just north of Montague Expressway, in the City and County of Santa Clara, California.

      Improvements:           Improvements consist of a 877-unit apartment
                              complex, completed in June of 1989. The project is comprised in 24, 3-story multi-family residential buildings, a 1-story cottage, and a clubhouse.
                              There is parking for a total of 1,625 cars of which 1,124 spaces are within garages and 501 spaces are open parking. Common area amenities include three pools and saunas, three tennis courts, exercise and aerobics rooms, and a clubhouse with a kitchen and fireplace. The complex also includes the historic Lick Mansion grounds as an amenity.

Assessor's Parcel No.:        097-08-024, 025, 026, 028, 035 and 036

Zoning: Site is zoned PD-HT (Planned Development - Historic Combining) by the city of Santa Clara.

Highest and Best Use

      As If Vacant:           Development of an apartment project.

      As Improved:            A 877-unit apartment project.

Market Value Conclusions

      Date of Value:          April 9, 1997

      Cost Approach:          Not Used
      Sales Comparison:       $120,000,000
      Income Approach:        $118,000,000
      Concluded Value:        $118,000,000

                   [Letterhead of Landauer Associates, Inc.]

May 7, 1997

MORGAN STANLEY MORTGAGE CAPITAL
1585 Broadway
New York, NY 10036-C017

Re:   Mansion Grove Apartments
      502 Mansion Park Drive
      Santa Clara, California
      Landauer File No.: L123-97

Dear Sirs:

At your request, we have completed an appraisal of the market value of the leased fee interest in the 877-unit Mansion Grove apartment complex located in Santa Clara, California. Our conclusions and documentation are contained in the following report.

The project consists of 24, three-story multi-family residential buildings with a total of 725,350 net leasable square feet and a recreation building with 5,800 square feet. Each of the residential buildings has a partial subterranean parking garage and the garage area totals 353,984 square feet. Construction of the improvements were started in 1987 and were completed in June of 1989. There are a total of 1,625 spaces in the complex of which 1,124 are within parking garages and another 501 spaces are surface parking spaces. The current occupancy is approximately 93 percent.

The date of our last inspection is April 9, 1997. The date of value is April 9, 1997. The date of the report is May 7, 1997.

Based on the research and analysis contained in the following report, it is our opinion that the estimated market value of the leased fee estate of the subject property as of April 9, 1997 is:

                      ONE HUNDRED EIGHTEEN MILLION DOLLARS

                                 ($118,000,000)

LANDAUER
REAL ESTATE COUNSELORS

MORGAN STANLEY MORTGAGE CAPITAL
May 7, 1997
Page 2

This report is written in conformance with the Code of Professional Ethics and Uniform Standards of Professional Appraisal Practice of the Appraisal Institute and FIRREA. Certification, Assumptions and Limiting Conditions included herein, are part of that process. The report also sets forth, in part, the data upon which our opinions are predicated. Additional detailed information upon which these findings are based will be retained in our files and made available upon request.

The subject has been identified by the California Department of Health Services as being part of the Hazardous Substances Cleanup Bond Expenditure Plan (Superfund List) because of soil and water contamination. A special assumption of this report is that the subject is not impacted by contamination beyond the costs of the current monitoring program. Please refer to Pages vi and 13 for further explanation.



Respectfully submitted,



LANDAUER ASSOCIATES, INC.



/s/ Rodney A. Wycoff Jr.               /s/ James C. Kafes
------------------------------         ------------------------------
Rodney A. Wycoff Jr., MAI, CRE         James C. Kafes, MAI

Senior Managing Director               Executive Managing Director



/s/ John P. Ackerman                   /s/ Kevin D. Gray
------------------------------         ------------------------------
John P. Ackerman                       Kevin D. Gray
Manager                                Managing Director

LANDAUER                                                                       1
REAL ESTATE COUNSELORS                                              INTRODUCTION


                     IDENTIFICATION OF THE SUBJECT PROPERTY

The subject property consists of a 877-unit apartment complex commonly known as Mansion Grove Apartments. The street address is 502 Mansion Park Drive, Santa Clara, California. The Santa Clara County Assessor's Office identifies the subject as Parcel Nos. 097-08-024, 025, 026, 028, 035 and 036. The subject is physically located on the east side of Lick Mill Boulevard, 560 feet north of Montague Expressway, in the City and County of Santa Clara.

                         HISTORY OF THE SUBJECT PROPERTY

The subject property is vested in Morgan Stanley Mortgage Capital Incorporated. The property was acquired from Teachers Insurance and Annuity Association of America and the deed recorded on October 28, 1996. The property was purchased as part of a portfolio which included mortgages and real estate. The purchase price allocation of the Mansion Grove Apartments was not available.

                            PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the market value of the leased fee interest in the subject property, as of the date of value. The appraisal report is for internal purposes by our client, Morgan Stanley Mortgage Capital.

                             SCOPE OF THE APPRAISAL

According to the Appraisal Institute's Code of Professional Ethics and Uniform Standards of Professional Practice, the scope of the appraisal is cited as "the extent of the process of collecting, confirming, and reporting data" included in an appraisal report. The procedures for this narrative report includes an analysis of the property's physical, locational, and investment characteristics; and investigation and evaluation of the market, competitive environment, and supply-demand factors; consideration of investment criteria for and the marketability of apartment properties; and the formulation of the Cost, Sales Comparison and Income Approaches to valuation.

In preparing this appraisal report we have evaluated and analyzed building and comparable rental data, and historical and budgeted operating statistics. Additionally, we have conducted interviews with apartment building property managers and brokers, and public officials and their staffs. Lastly, we have physically inspected the subject property, the sales comparables and the rental comparables.

LANDAUER                                                                       2
REAL ESTATE COUNSELORS                                              INTRODUCTION


For the purposes of this analysis, the income approach involves the direct capitalization and discounted cash flow techniques. These techniques are considered reflective of investor behavior and appropriate in consideration of the subject's stabilized occupancy. The sales comparison approach involved analyzing sales data on the basis of price per unit (DU), price per square foot of rentable building area and the gross income multiplier (GIM). The cost approach was not used.

                           DEFINITION OF MARKET VALUE

"Market value" means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeable, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      (1)   buyer and seller are typically motivated;

      (2) both parties are well informed or well advised, and acting in what they consider their own best interest;

      (3)   a reasonable time is allowed for exposure in the open market;

      (4) payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      (5) the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."(1)

                            PROPERTY RIGHTS APPRAISED

Leased fee estate is defined as follows:

      "An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; the rights of lessor or the leased fee owner and leased fee are specified by contract terms contained within the lease."(2)

----------

      (1) Office of the Comptroller of the Currency under 12 CRF, part 34, Subpart C-Appraisals, 34.42 Definition [f]. Subpart C-Appraisals, 34.42 Definition [f].

      (2) American Institute of Real Estate Appraisers, The Dictionary of Real Estate Appraisal, 3rd Edition, page 140

 (Chicago: American Institute of Real Estate Appraisers, 1993).

LANDAUER                                                                       3
REAL ESTATE COUNSELORS                                              INTRODUCTION


                                  DATE OF VALUE

The analyses, opinions and conclusions set forth apply only to the date of value, April 9, 1997. The property was inspected on April 9, 1997.

                                LEGAL DESCRIPTION

The land referred to in this report is situated in the State of California, County of Santa Clara and is described as follows:

All of Lots 1, 2, and 3, Tract No. 8066, as shown on that certain Map entitled Mansion Grove, which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on July 28, 1988, in Book 589 of Maps pages 22 and 23; and as Amended by that certain Map entitled, " Amending Map of Mansion Grove Tract No. 8060", which map was filed for record January 23, 1991 in Book 623 of Maps, pages 27 and 28 in the office of the Recorder of the County of Santa Clara, State of California

                               [GRAPHIC OMITTED]


                                  Location Map

LANDAUER                                                                       4
REAL ESTATE COUNSELORS                 OVERVIEW OF THE SANTA CLARA COUNTY REGION


                    OVERVIEW OF THE SANTA CLARA COUNTY REGION

GEOGRAPHY

Santa Clara County is located at the southern end of the San Francisco Bay in northern California. To the north of the County are Alameda County and the San Francisco Bay; Stanlislaus County forms its eastern border; San Benito County forms its southern border; and to the west are Santa Cruz and San Mateo counties. A maritime climate combined with fog throughout much of the day provides comfortable temperatures for the majority of the year. The larger Bay Area is formed by nine counties within six Primary Metropolitan Statistical Areas (PMSAs). The six PMSAs and the counties that comprise each are:

o The San Francisco PMSA: San Francisco County, San Mateo County, and Marin County.

o     The Oakland PMSA: Alameda County and Contra Costa County.

o     The San Jose PMSA: Santa Clara County.

o     The Santa Rosa-Petaluma PMSA: Sonoma County.

o     Vallejo-Fairfield Napa PMSA: Napa County and Solano County.

o     Santa Cruz PMSA: Santa Cruz County.

Residents of the Bay Area describe the counties within each PMSA differently. They call San Francisco, Marin, Sonoma, Napa and Solano Counties the North Bay. San Mateo County is called the Peninsula. The East Bay refers to Alameda and Contra Costa Counties. Santa Clara County is commonly known as the Silicon Valley due to its large concentration of computer manufacturers. Santa Cruz has not yet acquired a name different from its own and has only recently been added to the nine Primary Metropolitan Statistical Areas by the conductors of the 1990 Census.

TRANSPORTATION

The Bay Area has a comprehensive infrastructure that is strategically situated for international communication and trade. The Bay attracts many corporations from Pacific Rim countries and Asia interested in trade via shipping, and it has become an increasingly strong economic center providing many foreign goods to virtually every state east of California.

Santa Clara County is located south of the San Francisco Bay and contains no major bodies of water aside from a small portion of the lower tip of the Bay, although several small reservoirs and lakes are scattered throughout the area. As a result, bridges are not a major facet of this area unlike many of the other bay area counties.

                               [GRAPHIC OMITTED]


                                    Area Map

LANDAUER                                                                       5
REAL ESTATE COUNSELORS                 OVERVIEW OF THE SANTA CLARA COUNTY REGION


Urban and suburban transportation is furnished by Santa Clara County Transit. Interstate passenger service is provided by Greyhound Bus Lines and Amtrak. CalTrain provides additional passenger and freight rail service.

Three primary airports provide regularly scheduled commercial flights: the San Francisco International Airport, the San Jose International Airport and the Oakland Airport. The San Francisco International Airport is the nation's third busiest airport with approximately 31 million passengers departing and arriving annually. A planned expansion of the airport is underway which has and will continue to provide a boost to the entire Bay Area economy. The San Jose International Airport, which has a number of major airline carriers, is also rapidly expanding to serve the Silicon Valley region.

Presented in the following table are statistics on the rate of growth in passenger travel through San Jose International Airport.

              PASSENGER ACTIVITY AT SAN JOSE INTERNATIONAL AIRPORT
                                  1990 TO 1996

               Year         Enplanements      Percent Change
               ----         ------------      --------------

               1990           3,389,239              --
               1991           3,535,355             4.3%
               1992           3,596,278             1.7%
               1993           3,500,736            (2.7%)
               1994           4,030,625            15.1%
               1995           4,415,791             9.6%
               1996           4,958,966            12.3%

          Compound Annual
              Growth
             1990-1996                             5.6%

          Source: San Jose International Airport

Several major highways are available to the county. The US-101 Highway runs from the northwest to the south of the county providing access to San Francisco and Los Angeles. Interstate 880 extends in a north/south direction connecting San Jose to Oakland and becomes State Highway 17 just south of Interstate 280 continuing into Santa Cruz County. Interstate 280 begins at US-101 and then loops around to the northwest continuing on to San Francisco.

LANDAUER                                                                       6
REAL ESTATE COUNSELORS                 OVERVIEW OF THE SANTA CLARA COUNTY REGION


SOCIOECONOMIC TRENDS

Population

Based upon DRI estimates, the San Jose PMSA had a population of 1,578,000 in the fourth quarter of 1996. This is a population increase of 282,929 since 1980, which equates to an annual growth rate of 1.24 percent. The state of California had a population of 31,900,000 in the fourth quarter of 1996. Since 1980, the state population has increased by 8,232,098, or 1.88 percent annually. Population in 1996 increased at a slightly greater rate in the state than increases over the previous two years, whereas the county had a greater increase in 1995 than in 1996.

Santa Clara is the most populous county in the San Francisco Bay region, and San Jose is by far the most populous jurisdiction within the county. San Jose is the 32nd largest metro area in the nation and the seventh largest in California. As of the fourth quarter of 1996, 4.95 percent of the state's total population, approximately 32 million people, had residence within the San Jose PMSA. By the year 2000, approximately 1,613,000 people are forecasted to live in the PMSA, an increase of 35,000 residents from the fourth quarter of 1996. ABAG forecasts population will increase to 1,880,000 by the year 2015, which equates to a compound annual rate of growth of 0.9 percent per year between 1996 and 2015.

The average age of Santa Clara County's residents is slowly increasing. Almost 22 percent of the county's population is projected to be over 60 years of age by the year 2015. In contrast, the population over 60 in 1980 represented only 11 percent, but by 1995 it had grown to 14 percent. Rapid aging of the county's population will have broad public policy implications for the provision of public and private services and, due to Proposition 13, upon the revenue of local governments as well.

LANDAUER                                                                       7
REAL ESTATE COUNSELORS                 OVERVIEW OF THE SANTA CLARA COUNTY REGION


The following is a summary of population for the San Jose PMSA compared with the State of California:

                        POPULATION HISTORY AND PROJECTION
                  FOR THE SAN JOSE PMSA AND STATE OF CALIFORNIA

             San Jose     Annual     State of     Annual     San Jose
    Year       PMSA      Growth %   California   Growth %   % of State
    ----       ----      --------   ----------   --------   ----------

    1980    1,295,073      N/A      23,667,902     N/A         5.47%

    1990    1,503,200      1.67     29,279,015     2.39        5.13%

    1991    1,513,500      0.69     30,465,000     4.05        4.97%

    1992    1,529,500      1.06     30,940,000     1.56        4.94%

    1993    1,541,500      0.78     31,240,000     0.97        4.93%

    1994    1,554,000      0.81     31,470,000     0.74        4.94%

    1995    1,566,000      0.77     31,600,000     0.41        4.96%

    1996    1,575,000      0.57     31,900,000     0.95        4.94%

    Est.    1,613,000      0.80     33,179,000     1.32        4.86%
    2000

    Source: ABAG (Association of Bay Area Governments) 1980; DRI/McGraw-Hill,
            U.S. Markets Review for the years 1990 through projected 2000.

Income

Even though the income growth rate is presently down from earlier periods, the San Jose MSA households are still considered wealthier than their national counterparts. In the 1990 Census, households recorded per capita incomes approximately 30 percent higher than that of the nation and approximately 10 percent greater than the state of California, with the average household income in 1990 at approximately $58,000. In 1996, the average county-wide household income was estimated to be over $71,000 compared to San Francisco County at $59,000 and the State of California at slightly more than $55,800.

LANDAUER                                                                       8
REAL ESTATE COUNSELORS                 OVERVIEW OF THE SANTA CLARA COUNTY REGION


Infrastructure Constraints

Sewerage treatment capacity and sewerage outflow capacity are critical problems in both the past and the present. The sewage treatment plan serving Morgan Hill and Gilroy is virtually at capacity. Bond issues are expected to finance needed improvements. Schools, roads, water supply distribution and solid waste were identified as secondary concerns.

Occupation

Santa Clara County area residents work at more occupations classified as white collar than the nation's residents as a whole. While 93 percent were employed in white collar occupations in 1990, only 61.4 percent of U.S. residents were so employed. Between 1980 and 1990, white collar occupations grew from 53 percent to 61 percent of all jobs in the nation. Between 1990 and 1995, Santa Clara County white collar jobs remained stable due to the fact that the region had a significant number of existing white collar jobs. The strong concentration of white collar jobs is reflective of both a highly educated work force and the nature of the region's economic base, as discussed below.

ECONOMY

Unemployment

The average San Jose PMSA unemployment rate for 1996 was estimated at 3.7 percent. This rate is a significant improvement upon the 4.9 percent average of 1995. Compared with the average rate for the state of California at 7.3 percent for 1996, Santa Clara County's economy is performing much more efficiently. Until recently, unemployment rates in California and the nation tracked reasonably well. But in 1990, U.S. rates began to rise as the country entered its most recent recession. California entered the recession about one year later than the nation, but its toll on employment has been more pronounced. Over the past year, the United States unemployment rate has declined marginally, while the California unemployment rate has declined more quickly.

LANDAUER                                                                       9
REAL ESTATE COUNSELORS                 OVERVIEW OF THE SANTA CLARA COUNTY REGION


The following table is a list of average annual unemployment rates for the San Jose PMSA since 1990.

                             HISTORICAL UNEMPLOYMENT
                                  SAN JOSE PMSA

            Year  1990   1991  1992   1993  1994   1995  1996
            ----  ----   ----  ----   ----  ----   ----  ----
            Rate  4.1%   5.6%  6.8%   6.8%  6.2%   4.9%  3.7%

                  Source: DRI/McGraw-Hill, U.S. Markets Review.

Employment

In 1990, Santa Clara County ranked fourth in the state in total jobs. That is because the Santa Clara County economy has been so dynamic. As early as the 1950's, the county began attracting fast growth industries and continues to do so today. Not surprisingly, Santa Clara County has captured more jobs than any other Bay Area county. In 1969, the county had 23 percent of the region's private-sector payroll; by 1982, its share had increased to 31 percent, but by 1995, that share declined to 28 percent.

From 1980 to 1985, Santa Clara County added about 98,100 new jobs. This translates to 44 percent of total regional growth for that period. Santa Clara had been hit hard by the economic recession. Between July 1990 and August 1993, the county had lost about 54,000 jobs. This is historically unprecedented, and reflects major changes in the employment structure of the economy. Overall job losses reached their lowest in the later part of 1993. However, the county will recover slowly, and it is not likely job growth will reach the level achieved in 1990 until 1997. Between 1995 and 2000, the county is expected to add about 12,000 jobs annually.

The labor force in the San Jose PMSA increased by 22,000 jobs in 1996 from 1995. The services sector generated the largest number of new jobs, or approximately 15,000. The services group includes protective services, food and beverage preparation, health services, cleaning and building services and miscellaneous services. Business-related services are responsible for two-thirds, about 10,000, of the total job gain in this sector. Services will be one of the fastest growing occupational groups with an anticipated growth rate of over 13 percent. By 1999, about 13,000 new service jobs will be created with the number of total service workers expected to approach 107,000. In addition, more than 21,000 new job openings will result from the need to replace workers who leave the labor force or change occupations. It is anticipated that the number of service-related jobs will equal 12.2 percent of the total number of jobs in the San Jose PMSA.

LANDAUER                                                                      10
REAL ESTATE COUNSELORS                 OVERVIEW OF THE SANTA CLARA COUNTY REGION


Santa Clara County is often known as the home of the silicon chip and has been dubbed "Silicon Valley." The area hosts some of the world's most prominent computer and electronics manufacturers including Apple Computer, Hewlett-Packard, Intel Corp., Sun Microsystems and many others. In fact, nine of the ten largest public companies ranked by revenue in the PMSA are high-tech firms. The PMSA has 28 percent of its total employment concentrated in the manufacturing of computing equipment, electronics and instruments. This concentration makes the PMSA's employment base less diverse and more volatile to changes in the economy.

In addition to the high-tech industry, a large number of R&D facilities exist with a high level of mechanical expertise and entrepreneurial talent supporting a large sector of the economy. Many international investors look to this sector of the San Jose economy for the resources and skills necessary to achieve their investment objectives. The U.S. national defense program employs 500 contractors and 350 subcontractors throughout the county and supports a large sector of the economy. Several significant weapon programs have been located in the PMSA, most notably the Trident missile and Bradley Fighting Vehicle.

Employment Outlook

While high technology industries have led the way and will continue to drive the county's economy, they have not added jobs as quickly as previously expected. Implicit is the assumption that the long-term growth path for the county, region and state has been altered by the recession, economic restructuring and the fiscal and political changes occurring within the state. These changes will bring slower job growth over the long-term forecast period than that observed during the 1970-1990 period. This does not imply that the county's economy will not be healthy. Rather, it suggests the realty of new market conditions.

The older portions of the technology industry will add fewer jobs and may choose to locate new manufacturing facilities in locations with lower costs. Newer high technology markets will increasingly be the source of additional jobs. Multimedia, networking and other types of new technology companies will locate in the valley to have access to the technological and business community that has nurtured technological businesses in the past. Santa Clara County's future will continue to be linked to technological innovation.

                               [GRAPHIC OMITTED]


                                Neighborhood Map

LANDAUER                                                                      11
REAL ESTATE COUNSELORS                                  NEIGHBORHOOD DESCRIPTION


                            NEIGHBORHOOD DESCRIPTION

Mansion Grove Apartments is located in the northern portion of Santa Clara County in the City of Santa Clara. This area, just north of the City of San Jose, has been developed over the past three decades and still has a significant amount of vacant land. The neighborhood's central location and excellent freeway access make the land suitable for a wide variety of uses. Highways 237 and 101 as well as Interstate 880 provide easy access to the major bay area metropolitan centers of San Jose, San Francisco, and Oakland. These routes, along with the Lawrence Expressway, serve as the subject's neighborhood boundaries.

Immediately north and east of the subject site along Lick Mill Boulevard is the Guadalupe River. Development to the northwest of the subject consists of Bella Vista Luxury Apartments, a competitive complex with the subject, Lick Mill Park, and then Nantucket Apartments which are current under construction and more vacant land extending to Tasman Avenue. Across Tasman Avenue is a small industrial park then the Santa Clara Golf and Tennis Club. To the west beyond Bella Vista Apartments and Nantucket is an area of single family and town homes plus the Kathryn Hughes Elementary School.

Immediately west of the subject is still more vacant land known as the AGNEWS site. This 331 acre site boundaries include Lick Mill Boulevard on the east, Lafayette Street on the west, Hope Drive on the north, and Montague on the south. This property has been used by the Department of Development Services for the developmentally disabled. The State of California is in the process of closing this facility and the site is proposed for redevelopment. According to the Santa Clara Planning Department, an Environmental Impact Report (EIR) identifies the proposed uses as 1,271 single family residences, 1,348 multi-family units, 150,000 square feet of retail, 1,000,000 square feet of office space, and additional public facilities. Generally, the proposed land use will have the retail along Montague Expressway, multi-family along Lick Mill Boulevard, office and R&D along Lafayette Street, and single family housing along Hope Drive. Reportedly, Sun Micro Systems has submitted a letter of intent to occupy an 82.5 acre portion of the site near the corner of Montague Expressway and Lafayette Street. Further to the west are older single family residences and small apartments buildings. The Great America Theme Park lies adjacent to this development.

Immediately south of the subject is a vacant 5.43 acre site which the EIR noted as being proposed for retail use because of its frontage along Montague Expressway. Across the Montague Expressway is an area of single family homes which surround Montague Park, Montague Swim Center and Montague Elementary School. Farther south is an industrial area which extends to Highway 101.

In summary the subject is situated in a neighborhood with room for more development. Thus far the area is improved with residential and commercial buildings. The subject itself surrounds one of the city's two historical landmarks, the James Lick Mansion and Park. The neighborhood also has

LANDAUER                                                                      12
REAL ESTATE COUNSELORS                                  NEIGHBORHOOD DESCRIPTION


schools, public transportation, and excellent freeway access. While there are no substantial retail developments in the immediate area, shopping is available in the nearby cities of Sunnyvale, Santa Clara, San Jose, and Milpitas. Future retail development will be concentrated along Montague Expressway, nearly adjacent to the subject. Overall, the subject is considered to have very good characteristics for a luxury apartment complex.

LANDAUER                                                                      13
REAL ESTATE COUNSELORS                                          SITE DESCRIPTION


                                SITE DESCRIPTION

Shape, Dimensions and Area

The subject land is comprised of six parcels with a gross area of 28.77 acres, based on information from the Santa Clara County Assessor's Office. The subject site is irregular as shown on the following parcel map. Ingress/egress access to the site is provided along the east side of Lick Mill Boulevard. The frontage along Lick Mill Boulevard is approximately 1,640 feet and there are four access points along this street frontage. The eastern boundary of the site is the Guadalupe River.

Topography

The subject site is generally level and at grade with Lick Mill Boulevard. It appears that the southeast portion of the site was raised several feet to bring it up to grade with the balance of the site.

Flood Hazard

No particular drainage problems were observed nor disclosed at the time of filed inspection. This appraisal assumes that the surface water collection on-site and in the city streets in the vicinity of the subject is adequate. The adjacent Guadalupe River is separated from the subject by an earthen berm. The river was nearly dry at the time the subject was inspected.

Soil Condition

Visual observation does not indicate any surface or subsurface soil conditions that are unusual for the area. However, no soil tests nor environmental hazard tests were provided to us, so the soil conditions stated are assumed by visual observation only and are not warranted. Based upon our inspection, it appears that the soil is of adequate loadbearing capacity to support the subject improvements. No major foundation cracks were visible upon physical inspection of the subject improvements.

Although we have not been provided with any environmental reports for the subject site, the client has provided us with an appraisal report which identifies some issues regarding the subject's soil condition. The appraisal is dated June 29, 1994 and was produced by Kleczewski & Associates for Teachers Insurance and Annuity Association. The appraisal report states the following:

                               [GRAPHIC OMITTED]

                                    Plat Map

LANDAUER                                                                      14
REAL ESTATE COUNSELORS                                          SITE DESCRIPTION


      "Portions of the Mansion Grove Apartments site have been identified to have elevated concentrations of organic and inorganic chemicals in the soil and groundwater. These findings are documented in the Remedial Investigation Report, Mansion Grove Site, December 31, 1990, prepared by Levine-Fricke of Emeryville."

      "As recounted in the Remedial Investigation (RI) report, toxic contamination on the subject was first identified by the prior owners in April, 1978, leading to soil remediation program in 1981 that included removal of 6,500 cubic yards of chemically affected soils and 30,000 gallons of sludge and wastewater. Lick Mill Creek Apartments (Prometheus), the current subject owners, purchased the Mansion Grove site in December, 1986. In January, 1988, during excavation work for Phase II, soils containing organic compounds were discovered, resulting in suspension of construction work for approximately five months while interim remedial measures were conducted which included removal of approximately 8,000 cubic yards of chemically affected soils. Since 1988, numerous soils and groundwater remedial investigations have been conducted at the subject site."

      "On March 1, 1989, the California Department of Health Services (DHS) issued a Remedial Action Order (RAO) (Docket No. 88/89-019) to the subject owners, and listed the subject site in the DHS Hazardous Substances Cleanup Bond Expenditure Plan (State Superfund List). Pursuant to the RAO, the subject owners have conducted various remedial investigations, including installation of 16 groundwater monitoring wells, which are monitored quarterly for groundwater quality and monthly for water-level data, collection and analysis of over 300 soil samples for presence of chemicals, and collection and analysis of six ambient air samples and two indoor air samples.

      "Also pursuant to the RAO, Levine-Fricke prepared a Draft Health Risk Assessment, Mansion Grove Site, February 22, 1991, which provided an analysis of the magnitude of potential human health and environmental hazards posed by the presence of chemicals in the groundwater and residual chemicals in the subsurface soils at the subject site. Levine-Fricke concludes in their Executive Summary that potential health risks to current residents, or the occasional maintenance worker, due to the presence of chemicals of potential concern on the subject site are not expected to occur. However, reference is made to the full report for technical findings and their complete analysis and conclusions."

      "Remedial investigations and monthly/quarterly monitoring at the subject site are ongoing as required by the DHS."

LANDAUER                                                                      15
REAL ESTATE COUNSELORS                                          SITE DESCRIPTION


Utilities and Services

Utilities in the subject area are provided by the agencies listed below:

            Electricity       Pacific Gas & Electric
            Gas               Pacific Gas & Electric
            Water             City of Santa Clara
            Sewer             City of Santa Clara
            Telephone         Pacific Bell

Police and fire protection is provided by the City of Santa Clara.

Zoning

The site is designated by the City of Santa Clara as PD-HT (Planned Development
- Historic Combining). This zoning allows for the development of 876 apartment units (30.50 units/acre) approved by the City in March 1996. The cottage that was converted to a rental apartment was pre-existing and is legally permissible. The Lick Mansion improvements which sit on approximately 3.848 acres of Lot 1 are of historical significance and have been preserved as part of the development of the subject. Based upon our review of local zoning ordinances and conversations with planning personnel, the subject appears to be a legal and conforming use.

Real Property Assessment and Taxes

According to the Santa Clara County Assessor Office, the assessed 1996/97 value of the subject property, is as follows:

    Parcel Number      Tax Amount     Land Value     Improvement    Total Value
                                                        Value
      097-08-024        $172,151     $ 3,399,591     $13,085,209    $16,484,800
      097-08-025          95,948       1,340,432       7,847,316      9,187,748
      097-08-026         139,694       1,659,827      11,717,022     13,376,849
      097-08-028          60,047       1,243,418       4,506,546      5,749,964
      097-08-035          47,530       2,344,392      12,206,937     14,551,329
      097-08-036         240,963       6,422,058      16,652,013     23,074,071
                        --------     -----------     -----------    -----------

      Totals            $756,333     $16,409,718     $66,015,043    $82,424,761

LANDAUER                                                                      16
REAL ESTATE COUNSELORS                                          SITE DESCRIPTION


The current method of taxation of real property in California is mandated by the Jarvis-Gann Property Initiative (Proposition 13) under which real estate taxes were reduced to one percent of the property's full market value as of the 1975-1976 fiscal year, plus any voter approved bond indebtedness.

The tax rate applicable for the subject property is 1.0443 per $100 of assessed value. The general tax for the subject property based upon this method is $756,333 for the 1996/97 tax year.

The assessed value is not necessarily an accurate reflection of market value, as it is not sensitive to fluctuations in the market value, unless reappraised. The property taxes reflected in the valuation section of the report are based upon the value concluded in this report utilizing the above applicable tax rate and direct assessments.

In addition to this amount, there are direct assessments levied on the property for flood control, vector control, open space, and the Mill Creek Improvement District #185. The first three of these direct assessments for the 1996/97 tax year are outlined in the following table.

          Open Space                           $1,628.40

          Flood Control                        $6,341.30

          Vector Control                       $     127
                                               ---------

          Total                                $8,096.70

The total property tax levied to the subject for the 1996/97 tax year, excluding the Mill Creek Improvement District taxes, is $764,429.70. The resulting effective tax rate is 1.0555 percent. The assessed value is limited to a 2 percent annual increase, unless the property is transferred or there is substantial new construction. In either of these two events, the property is reappraised to the current market value, usually as evidenced by the sale price or the construction cost.

LANDAUER                                                                      17
REAL ESTATE COUNSELORS                                          SITE DESCRIPTION


The Mill Creek Improvement District financed the construction of Mill Creek Boulevard and related offsite improvements including storm drain and sanitary sewer systems, utility lines and traffic signalization. The bonds were issued on December 17, 1986 and they are amortized over a 25-year term. The remaining payment schedule is as follows:

              PARCEL #        PARCEL #       PARCEL #       PARCEL #       PARCEL #         PARCEL #

YEAR         097-08-024      097-08-025     097-08-026     097-08-028     097-08-035       097-08-036          TOTALS
----         ----------      ----------     ----------     ----------     ----------       ----------          ------

1997        $  82,810.42    $ 32,657.42    $ 40,450.12     $ 30,299.62    $ 62,829.14    $  150,626.88     $  399,673.60

1998           82,969.94      32,720.32      40,528.02       30,357.98      62,950.16       150,917.04     $  400,443.46

1999           82,952.26      32,713.34      40,519.40       30,351.52      62,936.76       150,884.92     $  400,358.20

2000           82,728.58      32,625.14      40,410.14       30,269.68      62,767.04       150,478.00     $  399,278.58

2001           82,289.46      32,451.98      40,195.66       30,109.04      62,433.90       149,679.26     $  397,159.30

2002           82,661.58      32,589.72      40,377.42       30,245.16      62,716.22       150,356.14     $  398,946.24

2003           82,782.02      32,646.20      40,436.24       30,289.22      62,807.58       150,575.20     $  399,536.46

2004           81,607.70      32,183.18      39,862.70       29,859.62      61,916.66       148,439.14     $  393,869.00

2005           82,309.92      32,460.06      40,205.66       30,116.52      62,449.42       149,716.46     $  397,258.04

2006           81,633.10      32,193.20      39,875.10       29,868.92      61,935.94       148,485.32     $  393,991.58

2007           81,712.50      32,224.50      39,913.88       29,897.98      61,996.18       148,629.76     $  394,374.80

2008           81,431.34      32,113.64      39,776.54       29,795.12      61,782.84       148,118.30     $  393,017.78

2009           80,855.14      31,886.44      39,495.12       29,584.32      61,345.70       147,070.22     $  390,236.94

2010           81,019.96      31,951.42      39,575.62       29,644.62      61,470.74       147,370.00     $  391,032.36
            ------------     ----------     ----------      ----------     ----------     ------------     -------------

TOTALS      1,149,763.92     453,416.56     561,621.62      420,689.32     872,338.28     2,091,346.64     $5,549,176.34

In the valuation section of this report, we have applied the 1.00555 percent effective tax rate to the estimated market value. We have identified the payments of the Mill Creek Assessment District as a separate line item expense

Site Conclusion

The site, location, zoning and physical characteristics of the site deemed it suitable for development of multi-family residential apartments.

LANDAUER                                                                      18
REAL ESTATE COUNSELORS                                   IMPROVEMENT DESCRIPTION


                             IMPROVEMENT DESCRIPTION

Mansion Grove is a luxury, garden-style apartment complex consisting of 877 apartment units. The units are contained in 24 3-story buildings plus one single-unit converted cottage. The complex is located on a 28.77 acre site which was developed in three phases between 1987 and 1989. Phase one contained 384 units, phase two contained 276 units, and phase three contained 216 units. The cottage was built over 50-years ago as part of the original Lick Mansion and was converted in 1992. The property has extensive landscaping, water fountains, three pools, three spas, three tennis courts, and a 5,800 square foot recreational facility. The recreation facility incorporates a 1,296 square foot convenience store, weight and aerobics rooms, clubhouse area and leasing offices.

There are six primary floor plans within the complex consisting of one bedroom one/bathroom units and two bedroom two/bathroom units. The one bedroom units range in size from 683 to 716 square feet and the average size is 700 square feet. The two bedroom units range in size from 936 to 961 square feet and the average size is 954 square feet. The converted cottage is a two bedroom one bathroom unit with 1,000 square feet. The average unit size of the 877 units is 827 square feet. A site plan and floor plans are included in the Addenda.

Mansion Grove has three basic floor plans: Plans A, B, and C. However, due to minor variation in the layout of some of the Plan A and Plan C units, there are six difference floor plans. The unit mix is outlined below:

      Plan          Unit Type     No. of Units   Average Unit    Total Sq. Ft.
                                                     Size

    A/A2/A3         1 Br/1 Ba         438             700           306,600

       B            2 Br/2 Ba         150             961           144,150

      C/C2          2 Br/2 Ba         288             950           273,600

  D (Cottage)       2 Br/1 Ba          1             1,000            1,000
                                      ---                           -------
     Totals                           877                           725,350

The Mansion Grove apartments have a total of 1,625 parking spaces with a resulting parking ratio is 1.85 spaces per unit. The parking is comprised of 1,124 subterranean parking spaces and 501 surface spaces. The each of the 24 apartment buildings has a subterranean parking garage. The table on the following page outlines the garage areas:

LANDAUER                                                                      19
REAL ESTATE COUNSELORS                                   IMPROVEMENT DESCRIPTION


       No. of        Apartment      GBA Sq. Ft.   Total Garage Area
       Garages     Building Type

          7              1             10,100           70,700

          9              2             14,700          132,300

          8              3             18,873          150,984
         --                                            -------

         24                                            353,984

Apartment fixtures include range/oven; dishwasher; refrigerator; smoke detectors; washers and dryers; garbage disposals; cable TV hook-ups; vertical blinds; individually controlled heating and air-conditioning.

Construction details for the apartment building are as follows:

Age/Condition

The project was developed in three phases. Construction of the first phase commenced in 1987 and the final phase was completed in June of 1989. The cottage was built over 50-years ago and was converted in 1992. The entire complex is in good condition with no deferred maintenance or abnormal depreciation noted.

Type Construction

The 24 recently constructed apartment buildings are 3-story wood frame structures with wood siding. The buildings are all walk-up structures.

Foundation and Subfloor

The foundations are reinforced concrete and masonry basement retaining walls with columns and concrete slab. The floors are post-tensioned concrete slab on ground floor; plywood with gypcrete on second and third floors.

Exterior Wall Structure

The exterior wall structure is painted wood siding constructed of hardboard and applied as horizontal planks. Windows and sliding doors are double glazed with aluminum framing.

LANDAUER                                                                      20
REAL ESTATE COUNSELORS                                   IMPROVEMENT DESCRIPTION


Roof Structure/Cover

Panelized system with plywood and supported by trusses on 24" centers. The roof cover is fiberglass composition shingles.

Fire Protection

Smoke alarms are provided in each unit and each building has fire extinguishers on each floor and within the garage.

Heating, Ventilation and Air-Conditioning

Each unit is equipped with an electric baseboard with localized thermostatic control. Individual wall-mounted air conditioning units. A heat-pump system in the recreational building.

Appliances

Each unit is provided with the following appliances: refrigerator, range/oven, dishwasher, garbage disposal, and washer/dryer.

Lighting

Site lighting is provided throughout the complex including grounds and recreational lighting. Parking garages have exposed 8 foot fluorescent light fixtures and open parking areas have pole mounted light fixtures.

Electrical

The complex is provided with a 120/240 volt electrical system and each unit is provided with a minimum of 60 amp 120/240 volt distribution panel with circuit breakers.

Recreation Building

The recreation building is a single story wood frame structure of approximately 5,800 square feet. Exterior walls consist of painted hardboard siding (same as the residential buildings). The building contains a leasing office, fireplace, lounge, kitchen, a 1,296 square foot convenience store, men's and women's restrooms, weight and aerobics rooms.

LANDAUER                                                                      21
REAL ESTATE COUNSELORS                                   IMPROVEMENT DESCRIPTION


Laundry Room

Laundry rooms are located within each of the subterranean parking garages. Each laundry room includes coin-operated washers/dryers, a sink and a folding table.

Interior Finishes, Features and Materials

      Floors Kitchen and bathrooms have vinyl sheet flooring. Living areas and bedrooms contain wall to wall carpeting.

      Walls Interior walls are textured painted drywall. Kitchens have painted smooth finish drywall.

      Ceilings All units contained textured painted drywall ceilings. Kitchen have smooth painted drywall ceilings.

      Kitchens Kitchens contain formica countertops, stainless steel sink and wood grain vinyl covered cabinets.

      Bathrooms   Bathrooms contained a fiberglass tub and shower unit, toilet, sink, wood grain vinyl covered cabinets and separate overhead fan.

Site Improvements

Site improvements contain a wide variety of mature trees, shrubs and grass areas which are irrigated via an automatic underground sprinkler system. The site also contains four fountains, a pond, three pools, three spas, three tennis courts, a basketball court, a golf cage, and a playground. Driveways and parking consist of asphalt paving.

Conclusion

The overall project layout appears to be adequate and functional. The unit mix and floor plans are considered to be functional and competitive with the market. The extensive landscaping and exterior amenity package of the subject creates a park like setting. The project includes a full amenity package equal to or slightly superior to most of the competing projects. We found no functional obsolescence impacting the subject property.

LANDAUER                                                                      22
REAL ESTATE COUNSELORS                                   IMPROVEMENT DESCRIPTION


                                 MARKET ANALYSIS

As a component of the Bay Area's most populous county, the Santa Clara multi-family housing market has been a deep and stable one over the years. The high price and scarcity of land makes home ownership in the county expensive (over $260,000 median home price). This, coupled with lengthy commutes to more affordable housing creates strong demand for upper end infill apartments.

As the chart below shows, after a flurry of development in the mid-1980's and the completion of some major projects in 1991, multi-family development in the county has been inordinately low. And what has been built has been primarily for-sale condominiums and subsidized rental housing.

                               SANTA CLARA COUNTY
                      INVENTORY/PERMITS (2+ UNIT PROJECTS)

                                           Inventory
            Year*    Inventory   Permits    Increase   Vacancy Rate
            -----    ---------   -------    --------   ------------
             1987     161,266     4,784      5,150         3.7%
             1988     164,723     4,558      3,457         3.6%
             1989     167,132     2,789      2,409         2.6%
             1990     168,434     2,311      1,302         2.2%
             1991     170,348     3,646      1,914         2.6%
             1992     173,405     2,102      3,057         2.7%
             1993     175,298     1,143      1,893         3.4%
             1994     177,339     1,617      2,041         3.7%
             1995     178,726     1,285      1,387         3.7%

          Source:  State of Calif./CIRB
          *As of January 1.

In the past three years (ending 1995) only three new larger garden style apartment projects opened in the county. This dearth of new construction combined with the rebounding economy led to a significant (10% plus) increase in 1995 as supply has not met the current demand. Vacancy has consistently been less than 5 percent. Rental rates have increased substantially in the last two years due to the lack of adequate supply, ranging from 16% or more per year increases for those projects surveyed. Future rent increases are not expected to be as dramatic due to increased supply. Bella Vista, the competing project just north of the subject on Lick Mill Boulevard is expanding with the 252 unit Nantucket which is under construction and scheduled to open in July 1997. Bella Vista is planning to build another 400 units across Lick Mill Boulevard just north of the subject in the next one to two years. The only other project under construction in the immediate area is the Tosana, a 700 unit project which is also scheduled to open this July. At present, the small supply of new apartments is not meeting demand, and rents continue to increase as projects report occupancy of 95 percent and above.

LANDAUER                                                                      23
REAL ESTATE COUNSELORS                                   IMPROVEMENT DESCRIPTION


Submarket

There are several apartment submarkets in Santa Clara County. We have focused on the submarket where the subject is located. This submarket is known as the "Golden Triangle" and it is bordered by I-880 on the east, U.S. 101 on the west and Highway 237 on the north. The area includes portions of Santa Clara, Sunnyvale, and San Jose.

There are nine projects including the subject in the general area that comprise the competitive supply of existing units. The eight projects have a total of 4,775 units. All of the projects were constructed between 1988 and 1995. Current occupancy in the submarket is in excess of 95 percent and occupancy rates have ranged between 95 percent and 100 percent for many years.

Units under construction include the Nantucket with 252 units and the Tosana with 700 units, both of which are scheduled to be completed in July 1997. The Willow Lake complex which just outside of the immediate submarket is currently constructing approximately 40 units. Bella Vista plans to open another 400 units across Lick Mill Boulevard just north of the subject sometime during 1998. In addition to the 992 units under construction and the 400 planned for 1998, Bella Vista has approvals which will allow 816 more units. The AGNEWS site, located across the street from the subject, could add 1,348 additional multi-family units as noted in the EIR report.

In summary, the apartment market has been very strong for several years as the result of a strong job market and limited development during the past few years. Rental rates have increased significantly during this period and development has become feasible. In the immediate area surrounding the subject, there is only one project under construction and it will introduce 272 units. There is a significant amount of vacant land immediately surrounding the subject and there are approvals for another 1,216 units and the potential for 1,348 units on the AGNEWS site. We anticipate the supply of new units in the immediate and surrounding area will increase until the market becomes balanced. Rental rate increases are expected to become less dramatic as the supply is expanded to meet market demands.

LANDAUER                                                                      24
REAL ESTATE COUNSELORS                                      HIGHEST AND BEST USE


                              HIGHEST AND BEST USE

Highest and best use is defined as follows:

     The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.(3)

In developed residential neighborhoods like the subject, the highest and best use is typically that use which is permitted by zoning, specific plan, general plan and/or private deed restrictions. Determination of the highest and best use of a site depends upon the quantity, quality and durability of the income stream of the development anticipated.

The determination of highest and best use includes an analysis of the subject property as though it were vacant and an analysis as it is currently improved. The definition of each analysis is as follows:

      Highest and Best Use of land or a site as though vacant - Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.(4)

      Highest and Best Use of property as improved - The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.(5)

----------

      (3) The Dictionary of Real Estate Appraisal, Third Edition, Chicago:
Appraisal Institute, 1993 (pp. 171).

      (4) Ibid pp. 171.

      (5) Ibid pp. 171.

LANDAUER                                                                      25
REAL ESTATE COUNSELORS                                      HIGHEST AND BEST USE


AS IF VACANT

Possible Use

The size, shape, location, utility, availability and terrain imposed physical constraints upon the type of uses possible for the development of any lot. Any use incompatible with the utility capacity or constraints imposed by the size, shape or terrain would not be considered physically possible. In the "Site Description" portion of this report it was determined that the subject site is suitable for most types of construction. The subject site is at grade with the fronting street and drainage appears to be adequate. A geology report has not been reviewed, however there does not appear to be any detrimental soil conditions which would prohibit construction. No signs of foundation cracks were observed upon visual inspection of the subject improvements and surrounding structures. Although an environmental hazards report has not been provided for review, the client has provided us with information concerning existing contamination of soils and groundwater. This information is identified in the "Site Description" section of this report. According to the information provided, the contamination was first identified in 1978 and a remedial action plan was conducted in 1981. However, during the construction of the second phase of the subject, additional contamination was identified and development stopped for five months. The second and third phases of construction were completed by June of 1989. Remedial investigations and monthly/quarterly monitoring at the subject site are ongoing as required by the Department of Health Services (DHS). The subject site is listed by the DHS as being part of the Hazardous Substances Cleanup Bond Expenditure Plan (Superfund List).

A special assumption of this report is that the subject site is not impacted by contaminated soil.

Therefore, the physical aspects of the subject site do not impose constraints on its development to its highest and best use.

Legal Use

The subject property is regulated by the PD-HT (Planned Development Historic Combining) zoning of the City of Santa Clara. Under the PD-HT land use designation/agreement, development at the subject is limited to of 876 apartment units (30.50 units/acre) which must include the preservation of the Lick Mansion which is situated on a 3.848 acre portion of the subject site. The cottage that was converted to a rental apartment was pre-existing and is legally permissible. If the Lick Mansion was not on the subject site, the HT (Historic Combining) component of the existing zoning would likely be modified and additional units might be possible. Typical utility easements on the site are not felt to adversely affect its development. Given the surrounding land area includes vacant land and multi-family housing, it is the appraiser's opinion that a significant change in the zoning by the city of Santa

LANDAUER                                                                      26
REAL ESTATE COUNSELORS                                      HIGHEST AND BEST USE


Clara would be unlikely. The status as a legal use would be contingent upon compliance with planning procedures and development standards set forth by current zoning.

Feasible Use

After determining the uses which are physically possible and legally permissible, the next step is to determine which uses are the most financially feasible. In view of the qualities of the subject site and the residential nature of the surrounding area, a use which would provide a positive rate of return would be multi-family residential development.

The apartment market appears viable evidenced by high occupancy rate in the subject as well as competitive projects. Effective rental income in place for existing tenants at the subject property have increased significantly during the past two years and management projects additional increases for 1997. Expenses continue to increase moderately.

Maximally Productive

Among the uses considered financially feasible, the use that provides the highest rate of return is the highest and best use. Given the site characteristics, the current zoning, and the nature of the area, an apartment development would be maximally productive.

CONCLUSION - AS VACANT

The subject apartment market is considered to be healthy, and has come to the point where development of new product is feasible. There are several apartment projects currently under construction within the subject's market area. Therefore, it is our opinion that an apartment complex of modern design maximizing the use of the site would provide the highest and best use of the site.

AS IMPROVED

In this analysis, it is determined whether the existing improvements reflect the site's highest, best and most productive use. If not, then the question is whether it is financially feasible to demolish, convert or add to the existing improvements to meet the test of highest and best use. Our analysis of the subject property, as improved, focuses on the existing rental apartments. The existing improvements represent an intensive and substantial use of the property in light of the subject zoning designation and current market conditions. Although the concluded highest and best use of the site as vacant is for immediate development, it is not practical to demolish the existing improvements. The existing improvements provide a substantial contributory amount to the total property value.

LANDAUER                                                                      27
REAL ESTATE COUNSELORS                                      HIGHEST AND BEST USE


CONCLUSION - AS IMPROVED

The property was developed in 1987 through 1989 with 876 apartment units. The existing cottage was constructed over 50 years ago and was converted to a rental unit in 1992. The subject has been developed with a modern multi-family apartment project which appears to meet current zoning requirements as discussed in the zoning section. The improvements have been well accepted in the market. Thus, the highest and best use of the subject is as improved.

LANDAUER                                                                      28
REAL ESTATE COUNSELORS                                     VALUATION METHODOLOGY


                              VALUATION METHODOLOGY

The value of most improved parcels of real estate is derived principally using three approaches to market value: (1) estimated replacement cost less depreciation, (2) sales comparison, and (3) income approach. From the deductions of these analyses and the weight accorded to each, an opinion of value is reached.

1)    Replacement Cost Approach

      This approach to value embodies estimates of the worth of the land, as if vacant, and the replacement cost of the improvements. From these are deducted the estimates of physical deterioration, functional obsolescence, and economic obsolescence, as observed during inspection of the property and its environs. The replacement cost approach is based on the premise that the value of the property cannot be greater than the cost of constructing a building of similar utility on a comparable site.

      This approach is most reliable for new properties and/or those suffering little accrued depreciation or external obsolescence and where land value is easily estimated. The methodology of this approach does not adequately reflect current market conditions, such as recognizing the income potential of a property, or reflecting buyers' and sellers' motivations involving and income producing property. Furthermore, this approach is less reliable when a significant amount of physical depreciation exists. Therefore, this approach will not be utilized in this analysis.

2)    Sales Comparison

      This approach is based on the principal of substitution, i.e., that the value of a property is governed by the prices generally obtained for similar properties. In analyzing market data, the sales prices of similar properties are reduced to common denominators to relate to the degree of comparability to the property under appraisal. Comparisons are made based on location, size, sale, date, age and condition of improvements, sales terms and financing, and other factors.

3)    Income Approach

      An investment property is normally valued in proportion to its ability to produce income. Hence, the income approach involves an analysis of the property in terms of its ability to provide a net annual income in dollars. The estimated net annual income is then capitalized into value via a market-determined rate commensurate with the risks inherent in the ownership of the property.

The following sections present the sales comparison and the income approaches, the market data selected, and the analysis of all data as well as our conclusion of value.

LANDAUER                                                                      29
REAL ESTATE COUNSELORS                                 SALES COMPARISON APPROACH


                            SALES COMPARISON APPROACH

The sales comparison approach is based upon the principle that the value of a property tends to be set at the price at which comparable properties have recently been sold or the price for which comparable properties can be acquired. The principle is based on the premise that knowledgeable investors will pay no more for a specific property than it would cost to acquire a comparable property within a reasonable period of time.

The reliability of this approach depends on the degree of comparability of the data to the subject property. Elements of comparison include property rights conveyed, financing terms, conditions of sale, changes in market conditions between the time of sale and the appraisal date, location, physical characteristics and income characteristics. Units of comparison are used to compare the comparable properties to the subject property. In our analysis, we have used price per unit, price per square foot, and the gross income multiplier
(GIM).

From the data gathered in this approach, we extracted market derived capitalization rates to be used in our Income Approach section.

A summary of the sales used in this analysis are presented on the following page which are keyed to the location map on the following facing page. Data sheets providing greater detail and photographs are provided in the Addenda.

Description of Sales Data

Sale No. 1 is the Promenade apartment complex which is located at 502 Kingfisher Way in Sunnyvale. The Promenade is a 220-unit complex which was built in 1987 and it has a net rentable area of 159,726 square feet and the average unit size in the complex is 748 square feet. The unit mix includes 44 (20%) studio units, 112 (51%) one bedroom one bathroom units, 54 (25%) two bedroom one bathroom units and 39 (34%) two bedroom two bathroom units. This property sold in October 1995 for $18,200,000, or $82,727 per unit, or $113.95 per square foot. The gross income multiplier is 7.8, with an overall capitalization rate of 8.0 percent. This complex features a pool, spa, recreation room and secured parking. This was an arm's length transaction with conventional financing.

Sale No. 2 is Bristol Commons apartment complex which is located at 730 Evelyn Avenue in Sunnyvale. This is an 188-unit complex which was built in 1988. It has a net rentable area of 152,844 square feet and an average unit size of 813 square feet. The unit mix includes 92 (49%) one bedroom one bathroom units and 60 (32%) two bedroom two bathroom units. This property sold in June 1995 for $16,850,000, or $89,628 per unit, or $110.24 per square foot. The gross income multiplier is 7.5, with an overall capitalization rate of 8.6 percent. This complex features a pool, spa, recreation room and secured parking. This was an arm's length transaction and an all cash sale.

                               [GRAPHIC OMITTED]

                              Comparable Sales Map

                       COMPARABLE APARTMENT BUILDING SALES
                                  Mansion Grove

Sale                               No.    Year    Total    Average    Site     Density  Sale       Sale      Price    Price
 No.   Project Name \ Location    Units  Built    Size    Unit Size  Acreage   DUs/AC   Date      Price      Per DU   Per SF   GIM
----   -----------------------    -----  -----    ----    ---------  -------   ------   ----      -----      ------   ------   ---
   1   The Promenade                220   1987   159,726     726       5.62     39.1    10/95   $18,200,000    $82,727  $113.95  7.8
       520 Kingfisher Way
       Sunnyvale

   2   Bristol Commons              188   1988   152,844     813       6.83     27.5     6/95   $16,850,000    $89,628  $110.24  7.5
       730 Evelyn Avenue
       Sunnyvale

   3   The Fountains                226   1991   184,944     818       8.93     25.3     7/96   $27,750,000   $122,788  $150.05  9.7
       373 River Oaks Circle
       San Jose

   4   Via Reggio                   116   1986    96,930     836       2.47     47.0     4/96   $10,610,000    $91,466  $109.46  7.8
       1277 San Tomas Aquino Road
       San Jose

   5   Parkside Commons             192   1991   199,251   1,038       6.89     27.9     5/96   $25,500,000   $132,813  $127.98  7.3
       355 N. Wolf Road
       Sunnyvale



Subj.  Mansion Grove                877 1987-89  725,350     827      28.77     30.5      N/A       N/A         N/A     N/A    N/A
       502 Mansion Park Drive
       Santa Clara

Sale                                        Expenses
 No.   Project Name \ Location      OAR      Per DU
----   -----------------------      ---      ------
   1   The Promenade                8.0%     $3,400
       520 Kingfisher Way
       Sunnyvale

   2   Bristol Commons              8.6%     $3,728
       730 Evelyn Avenue
       Sunnyvale

   3   The Fountains                7.2%     $3,428
       373 River Oaks Circle
       San Jose

   4   Via Reggio                   7.9%     $4,233
       1277 San Tomas Aquino Road
       San Jose

   5   Parkside Commons             9.0%     $5,625
       355 N. Wolf Road
       Sunnyvale



Subj.  Mansion Grove                N/A      $4,543
       502 Mansion Park Drive
       Santa Clara

Source: Landauer Associates, Inc., April 1997.

LANDAUER                                                                      30
REAL ESTATE COUNSELORS                                 SALES COMPARISON APPROACH


Sale No. 3 is the Fountains apartment complex which is located at 373 River Oaks Circle in San Jose. This is a 226-unit complex which was built in 1991. It has a net rentable area of 184,944 square feet and an average unit size of 818 square feet. The unit mix includes 100 (44%) one bedroom one bathroom units and 126 (56%) two bedroom two bathroom units. This property sold in July 1996 for $27,750,000, or $122,788 per unit, or $150.05 per square foot. The gross income multiplier is 9.7, with an overall capitalization rate of 7.2 percent. This complex features a clubhouse/recreation room and secured parking. This was an arm's length transaction and an all cash sale. This property was previously sold on December 29, 1993 for $20,075,000. Based upon the two sales of this property, the property appreciated at 12.6 percent per year or approximately 1.0 percent per month.

Sale No. 4 is the Via Reggio apartment complex which is located at 1277 San Tomas Aquino Road in San Jose. This is a 116-unit complex which was built in 1986. It has a net rentable area of 96,930 square feet and an average unit size of 836 square feet. The unit mix includes 6 (5%) studio units, 41 (35%) one bedroom one bathroom units, 30 (26%) two bedroom one bathroom units and 39 (34%) two bedroom two bathroom units. This property sold in April 1996 for $10,610,000, or $91,466 per unit, or $109.46 per square foot. The gross income multiplier is 7.8, with an overall capitalization rate of 7.9 percent. This complex features a pool, spa, fireplace in each unit, recreation room and secured parking. This was an arm's length transaction and an all cash sale.

Sale No. 5 is the Parkside Commons apartment complex which is located at 355 North Wolf Road in Sunnyvale. This is an 192-unit complex which was built in 1991. It has a net rentable area of 199,251 square feet and an average unit size of 1,038 square feet. The unit mix includes 60 (31%) one bedroom one bathroom units, 96 (50%) two bedroom two bathroom units and 36 (19%) three bedroom two bathroom units. This property sold in May 1996 for $25,500,000, or $132,813 per unit, or $127.98 per square foot. The gross income multiplier is 7.3, with an overall capitalization rate of 9.0 percent. This complex features a pool, spa, fireplace in each unit, recreation room and secured parking. This was an arm's length transaction with conventional financing.

Discussion - Price Per Unit

The sale dates range from October 1995 to July 1996. These sales range on a per unit basis from $82,727 to $132,813. We estimated the degrees of similarity and differences between the subject property and each comparable sale on the basis of five elements of comparison:

o     Property rights conveyed;
o     Financing terms;
o     Conditions of sale;
o     Market conditions;
o     Physical characteristics;

LANDAUER                                                                      31
REAL ESTATE COUNSELORS                                 SALES COMPARISON APPROACH


Percentage adjustments, representing the amount of similarity, are then made to the sale price of each comparable sale. Positive (upward) adjustments are made to the comparable considered inferior to the subject, and negative (downward) adjustments are made when the comparable is considered superior to the subject property. Through this procedure, we derived a logical estimate of the probable price for which the subject property could be sold on the date of the appraisal. An Adjustment grid is located on the facing page.

All of the sales involved the transfer of the leased fee interest, requiring no adjustments for property rights conveyed. All of the comparables reflected all cash transactions or cash equivalent transactions requiring no adjustments. No adjustments were made for conditions of sale since all transactions were arms length without any undue influence from the seller or buyer. Adjustments for market conditions were made because of increasing demand for apartment properties in Santa Clara market. Our market conditions adjustments were made at a rate of 1.0% per month. This growth rate is based upon conversations with local market participants plus the sale and resale of the Fountains, Sale No. 3. Further adjustments for physical and locational differences are discussed below.

Price Per Unit Analysis

Adjustments have been made for the date of sale, location, amenities, age and condition, construction quality and density. The five sales have been adjusted to the subject on a price per unit basis.

Sale No. 1 was adjusted upward for location, size and appeal and downward for age. This comparable has an inferior location as indicated by its significantly lower rents than a comparable unit within the subject. An upward size adjustment was made because this comparable has an average unit size of 726 square feet as compared to the subject at 821 square feet. Typically, smaller units sell for lower prices than larger units because of the differences in rent potential. An upward appeal adjustment was made due to this property having a higher density (39.1) than the subject (30.5). This property was also adjusted downward for age because this property was 8 years old at the time of sale as compared to the subject which has an average age of 9 years when considering the construction period of 1987 through 1989. Overall, the Promenade apartment complex is considered strongly inferior to the subject, primarily due to location and unit size.

Sale No. 2 was adjusted upward for location and appeal and downward for age. This comparable has an inferior location as indicated by its significantly lower rents than a comparable unit within the subject. An upward quality/appeal adjustment was made due to this property having inferior parking consisting mostly of open spaces. This property was also adjusted downward for age because it was 7 years old at the time of sale as compared to the subject which has an average age of 9 years. Overall, the Bristol Commons apartment complex is considered moderately inferior to the subject, primarily due to location.

LANDAUER                                                                      32
REAL ESTATE COUNSELORS                                 SALES COMPARISON APPROACH


Sale No. 3 is considered to be the most similar sale property identified in our search for comparable sales. This property is located in the same market area and the improvements are generally similar and required the smallest net adjustment. This sale was adjusted upward for appeal because of its overall appearance of being a high density project with limited open space. With the exception of the small playground, pool/spa area and the accompanying recreation room, the balance of the site is improved with pavement and buildings. This property was also adjusted downward for age because this property was 5 years old at the time of sale as compared to the subject which has an average age of 9 years. Overall, the Fountains are considered slightly inferior to the subject.

Sale No. 4 was adjusted upward for location, appeal and age. This comparable has an inferior location as indicated by its significantly lower rents than a comparable unit within the subject. An upward appeal adjustment was made due to this property having a higher density (47.0) than the subject (30.5). This property was also adjusted upward for age because this property was 10 years old at the time of sale as compared to the subject which has an average age of 9 years. Overall, the Via Reggio apartment complex is considered moderately inferior to the subject, primarily due to location.

Sale No. 5 was adjusted upward for appeal and downward for size and age. A downward size adjustment was made because this comparable has an average unit size of 1,038 square feet as compared to the subject at 827 square feet. Typically, larger units sell for higher prices than smaller units because of the differences in rent potential. An upward quality/appeal adjustment was made due to this property having inferior parking consisting mostly of open spaces. This property was also adjusted downward for age because this property was 8 years old at the time of sale as compared to the subject which has an average age of
9. Overall, the Parkside Commons apartment complex is considered slightly superior to the subject, primarily due to unit size.

The most significant differences between the comparables and the subject are location and average unit size. All of the comparables, except Sale Nos. 3 and 5 are located in moderately to strongly inferior areas. Sale No. 3 is located in the same area as the subject and directly competes for the same tenants. Average unit size has also influenced per unit prices as can be noted in Sale Nos. 1 and 5 which have generally similar locations to each other but are at the extremes with respect to average unit size. Sale No. 1 had an average unit size of 726 square feet and sold for $82,727 per unit and Sale No. 5 had an average unit size of 1,038 square feet and sold for $132,813 per unit.

The comparables range from $82,727 to $132,813 and an average of $103,884 per unit. Sale Nos. 3 and 5 are the most comparable to the subject on an overall basis and required the smallest net adjustments. Sale Nos. 3 and 5 are also the most recent sale transactions identified. Additionally, Sale No. 3 competes in the same neighborhood as the subject on a rental basis. Sale Nos. 1, 2, and 4 provide additional support for the value conclusion but have been relied upon secondarily because of significant differences in locations. As such, we have given most weight to Sale Nos. 3 and 5. Less

LANDAUER                                                                      33
REAL ESTATE COUNSELORS                                 SALES COMPARISON APPROACH


weight has been given to the other sales. Therefore, our conclusion under this method is $135,000 per unit. The overall value is therefore as follows:

                       877 units  x   $135,000    =           $118,395,000

                       Rounded:                               $118,400,000
                                                              ============

Price Per Square Foot Analysis

The sales data indicate a price per square foot range from a low of $109.46 to a high of $150.05 and an average of $122.32. The average unit sizes range from a low of 726 square feet to a high of 1,038 square feet and the aggregate average unit size of all five comparables is 846 square feet. The subject has an average unit size of 821 square feet which is very similar to Sale Nos. 2, 3 and 4 which are in the 813 to 836 square foot range.

There appears to be little consistency in the correlation between the price per square foot and the average unit size, as Sale Nos. 2, 3 and 4 have similar unit sizes but also comprise the high and low of the price range. Additionally, Sale No. 1 with an average unit size of 726 square feet sold for $113.95 per square foot which is near the low end of the range. Conversely, Sale No. 5 with an average unit size of 1,038 square feet sold for $127.985 per square foot which is near the high end of the range.

The difference in the comparables locations is the primary reason the data is not providing a more identifiable pattern of per square foot price and average unit size. For example, Sale Nos. 1, 2, and 4 have generally similar locations to each other and their per square foot sale prices were reasonably similar at $109.46 to $113.95 per square foot. Sale No. 5 which sold for $127.98 per square foot has a location similar to the subject and a significantly larger average unit size. Sale Nos. 3 also has a location very similar to the subject and sold for $150.05 per square foot which is the high end of the range. Sale Nos. 3 and 5 show a pattern of higher per square foot prices for smaller units than larger units with similar locations.

Concluding from these facts that price per square foot correlate with average unit size, Sale No. 3 is the most comparable sale and is considered to be the best indicator of value. Based upon these considerations, we have estimated the value on a price per square foot basis to be approximately $150.00. This reflects a total estimated value as follows:

             725,350 square feet  x  $150.00/SF   =         $108,802,500

             Rounded:                                       $108,800,000
                                                            ============

LANDAUER                                                                      34
REAL ESTATE COUNSELORS                                 SALES COMPARISON APPROACH


Gross Income Multiplier Analysis

The use of the GIM offers some advantages to the analysis, mainly:

               1. The GIM can be used to determine data comparability. Once the prevailing GIM can be estimated from the market, a sale may easily be judged comparable or not comparable. Consequently, a non-conforming GIM will mean further analysis of the sale is needed.

               2. The GIM is an income capitalization tool used by market participants that analyzes multiples paid by purchasers for certain income streams generated by income properties. In analyzing the GIMs of several comparable sales, patterns can be identified from the data that enable the appraiser to select a reasonable GIM to be applied to the subject.

               3. The GIM omits consideration of vacancy, free rent and operating expenses, rendering another approach which may be applied and understood readily by the investor.

The sales data indicate a GIM range from 7.3 to 9.7 with an average of 8.02. Except for Sale No. 3 which sold with a 9.7 GIM, the balance of the sales were in the 7.3 to 7.8 range. Although Sale No. 3 is located in the same neighborhood as the subject and would generally be though to have similar upside potential, the property had a significant amount of below market leases and there was strong potential for large increases upon releasing. Thus, the 9.7 GIM is not reflective of market or the subject. The balance of the sales are considered to be the most appropriate for comparison purposes, although some consideration has been given Sale No 3. Based upon this consideration, our estimate is correlated at a GIM of 8.0. This reflects a value based upon the estimate of stabilized income for the property in the income approach section of this report as follows:

                           $15,223,400    x       8.0 =     $121,787,200

                           Rounded:                         $121,800,000
                                                            ============

LANDAUER                                                                      35
REAL ESTATE COUNSELORS                                 SALES COMPARISON APPROACH


CONCLUSION

In reconciling a conclusion by way of these three separate market approach techniques, we have considered the appropriateness of each with respect to the subject property, the sales data and the reasonableness of the indications. The value conclusions from each analysis are summarized as follows:

                           Price Per Unit                   $118,400,000

                           Price Per Square Foot            $108,800,000

                           GIM                              $121,800,000

Of the three techniques as applied to this analysis, the price per unit and the GIM are more valid techniques. In light of the limited correlation of price per square foot to average unit size in the sales data, the price per square foot technique is considered less valid and is given least weight in the reconciled value of the sales comparison approach. The price per unit and gross income multiplier techniques are considered the most reflective of how a typical purchase would use the sales comparison approach, considering the data available. Therefore, with primary emphasis on the indicated value from the price per unit technique and secondary emphasis on the GIM method, the concluded value using the Sales Comparison Approach is $120,000,000.

LANDAUER                                                                      36
REAL ESTATE COUNSELORS                                           INCOME APPROACH


                                 INCOME APPROACH

The income approach is based upon the economic principle of anticipation. Income producing properties are typically valued based on their ability to produce a cash flow plus reversion to the investor. Several factors are considered in evaluating the income producing potential of an apartment complex. These factors include the economic strength and future outlook for the region, specific market conditions for apartments including new developments, and the location and design of the subject.

Two income valuation techniques are typically used in the analysis of investment properties. As discussed in the Appraisal Problem and Valuation Methodology section, these techniques are the Direct Capitalization method and the Discounted Cash Flow (DCF) method. Direct capitalization generally applies a market derived overall capitalization rate to a projected first year stabilized net income estimate to indicate the subject's market value.

This approach is particularly valid when the subject is stabilized and overall capitalization rates are readily available from the market. We have also included a DCF analysis of the subject because our research indicates that buyers of apartment projects typically use long-term DCF analysis to reflect growth in rents and expense and the impact of capital reserves.

The following sections address the analysis used in estimating revenues and expenses for the subject property.

MARKET RENT

Market rent is defined as the reasonable expectancy of rent if the property were available to be rented at the time of analysis. It is the rental warranted to be paid in the open real estate market based upon current rentals being paid for comparable space, in this case, apartment units. Market rent is distinguished from contract rent, which is rent expected to be generated under the terms of an existing lease. Actual rent, or contract rent, may differ from market rent. The discussion presented immediately below addresses market rent.

In determining the market rent applicable to the subject property, the appraiser has made a thorough search of the subject's competitive apartment market. Interviews with leasing agents and property managers were conducted to determine current market rental levels of competing projects. This data was then used in making a market rent estimate for the subject property through the comparison process. A summary of this data is shown in the following table and is keyed to a location map on the facing page. Detailed data sheets with photographs and descriptions are complied in the Addenda of this report.

                               [GRAPHIC OMITTTED]

                             Comparable Rentals Map

                            COMPARABLE RENTAL SUMMARY
                            Mansion Grove Apartments

                                                              YR.        Unit Mix
  No.     Name/Location               Occ.        # Units     BLT.         BR/BA      Sq. Ft.        Rent/Mo         Rent/SF/Mo
------------------------------------------------------------------------------------------------------------------------------------
   1.    BELLA VISTA                 95% +/-          634     1991        1BR/1BA         509    $1,165              $2.29
         1500 Vista Club Drive                                            1BR/1BA         619    $1,315              $2.12
         Santa Clara                                                      2BR/2BA         735    $1,475 To $1,625    $2.01 To $2.21
                                                                          2BR/2BA         889    $1,735              $1.95
                                                                          2BR/2BA        1175    $2,155              $1.83

   2.    NANTUCKET                     0%             252     1997        1BR/1BA         735    $1,495 To $1,695    $2.03 To $2.31
         1600 Nantucket Circle                                            1BR/1BA         830    $1,595 To $1,775    $1.92 To $2.14
         Santa Clara                                                      1BR/1BA         856    $1,595 To $1,775    $1.86 To $2.07
                                                                          1BR/1BA         796    $1,495 To $1,625    $1.88 To $2.04
                                                                          2BR/2BA         975    $1,785 To $1,945    $1.83 To $1.99
                                                                          2BR/2BA        1000    $1,785 To $1,945    $1.79 To $1.95
                                                                          2BR/2BA        1051    $1,875 To $2,095    $1.78 To $1.99

   3.    ELAN                        95% +/-          941     1991        1BR/1BA         532    $1,129              $2.12
         345 Village Center Drive                                         1BR/1BA         597    $1,300              $2.18
         Santa Clara                                                      1BR/1BA         700    $1,155              $1.65
                                                                          1BR/1BA         780    $1,455              $1.87
                                                                          2BR/2BA         760    $1,410              $1.86
                                                                          2BR/2BA         809    $1,625              $2.01
                                                                          2BR/2BA        1062    $1,815              $1.71
                                                                          2BR/2BA        1082    $1,730              $1.60
                                                                          2BR/2BA        1230    $1,895              $1.54

   4.    WOODLAND MEADOWS            95% +/-          366     1992        1BR/1BA         836    $1,265 To $1,445    $1.51 To $1.73
         2544 Vista Wood Circle                                           2BR/2BA       1,104    $1,525              $1.38
         San Jose                                                         2BR/2BA       1,119    $1,925              $1.72
                                                                          3BR/3BA       1,438    $2,150 To $2,250    $1.50 To $1.56

   5.    WILLOW LAKE                 95% +/-          408     1989        1BR/1BA         732    $1,275 To $1,475    $1.74 To $2.02
         1331 Lakeshore Circle                                            2BR/2BA       1,015    $1,595 To $1,895    $1.57 To $1.87
         San Jose                                                         3BR/3BA       1,303    $1,985 To $2,185    $1.52 To $1.68

   6.    THE FOUNTAINS               95% +/-          226     1991        1BR/1BA         725    $1,210 To $1,265    $1.67 To $1.74
         373 River Oaks Circle                                            2BR/2BA         825    $1,355 To $1,380    $1.64 To $1.67
         San Jose                                                         2BR/2BA         875    $1,385 To $1,410    $1.58 To $1.61
                                                                          2BR/2BA       1,025    $1,590 To $1,605    $1.55 To $1.57
                                                                          2BR/2BA       1,050    $1,645 To $1,720    $1.57 To $1.64
                                                                          2BR/2BA       1,075    $1,770 To $1,775    $1.65 To $1.65

Subj.    MANSION GROVE               93%              877     1988        1BR/1BA         700    $1,150 To $1,215    $1.64 To $1.74
         502 Mansion Park Drive                                           2BR/2BA         961    $1,550 To $1,610    $1.61 To $1.68
         Santa Clara                                                      2BR/2BA         950    $1,500 To $1,570    $1.58 To $1.65

Source: Landauer Associates, Inc., April 1997

                                    Comments
--------------------------------------------------------------------------------

This project is the subject's primary competition. Amenities include clubhouse, fitness center, aerpbocs studio, swimming and lap pools, jacuzzi, sauna, covered parking and garages.

This project is nearly adjacent to Bella Vista and essentially represents its expansion. Amenities will include fitness center, aerobics studio, billiard room, business center, swimming pool and spa.

This project is approx. 1-mile east of the subject and represents the largest and offers a sumilar amenity package. Amenities include lap and swimming pools, spas, fitness centers, aerobics room, saunas, and tennis courts.

LANDAUER                                                                      37
REAL ESTATE COUNSELORS                                           INCOME APPROACH


Comparable No. 1 is the Bella Vista apartment complex. This apartment project is located approximately 0.25 miles north of the subject and is its closest existing competitor. Like the subject, access to this property is from Lick Mill Boulevard. This 634-unit complex was constructed in 1991 and its quality of construction is considered similar to the subject. Interior unit finishes are considered similar and comparable to the subject. The location of this project and its amenities are similar to the subject. One bedroom units range in price from $1,165 to $1,315 per month. Two bedroom units range in price from $1,475 to $2,155 per month. Overall, this project is highly similar to the subject.

Comparable No. 2 is the Nantucket which is essentially an extension of the Bella Vista apartments. These two projects are separated by a community park. The Nantucket is currently under construction and its 252 units are projected to be available for occupancy in July 1997. Upon the completion of development, this project and Bella Vista will be the subject's nearest and most direct competition. Following a review of the site plan and architectural renderings and viewing of the current construction, the quality of the Nantucket is considered similar to the subject. Additionally, we anticipate that its interior unit finishes will be similar and comparable to the subject. The location of this project is similar to the subject. The amenities package will be similar to the subject. One bedroom units range in price from $1,495 to $1,775 per month. Two bedroom units range in price from $1,785 to $2,095 per month. Upon completion of the improvements, this project will be somewhat superior to the subject because it will be new.

Comparable No. 3 is the Elan which is located approximately 1.0 mile east of the subject. This is a 941-unit complex constructed in 1991 and is the largest and most prominent project in the competitive market area. Its prominence is mainly due to its five story height which is two stories higher than most of its competition plus its large unit count and frontage along Montague Expressway. The quality of this project is considered similar to slightly superior to the subject. Its interior unit finishes are considered similar and comparable to the subject. The location of this project is similar to the subject. One bedroom units range in price from $1,129 to $1,455 per month. Two bedroom units range in price from $1,410 to $1,895 per month. Overall, this project is considered highly similar to the subject.

Comparable No. 4 is the Woodland Meadows apartment complex which is located approximately 3.0 miles southeast of the subject. This 366-unit complex was constructed in 1992. Quality of construction and interior unit finishes are considered similar and comparable to the subject. The location of this project and its common area amenities are slightly inferior to the subject. One bedroom units range in price from $1,265 to $1,445 per month. Two bedroom units range in price from $1,525 to $1,925 per month. And three bedroom units range in price from $2,150 to $2,250 per month. Overall, this project is considered similar to the subject.

LANDAUER                                                                      38
REAL ESTATE COUNSELORS                                           INCOME APPROACH


Comparable No. 5 is the Willow Lake apartment complex which is located approximately 3.0 miles southeast of the subject. This project is situated across the street from Woodland Meadows. This 408-unit complex was constructed in 1989. The project is currently being expanded with a neighborhood retail development and approximately 40 additional residential units. Quality of construction and interior unit finishes are considered similar and comparable to the subject. The location of this project and its common area amenities are slightly inferior to the subject. One bedroom units range in price from $1,275 to $1,475 per month. Two bedroom units range in price from $1,595 to $1,895 per month. And three bedroom units range in price from $1,985 to $2,185 per month. Overall, this project is considered similar to the subject.

Comparable No. 6 is the Fountains which is located approximately 1.0 miles east of the subject. This project is situated in the same residential area as the Elan. This 226-unit complex was constructed in 1990. Quality of construction and interior unit finishes are considered similar and comparable to the subject. The location of this project and its units have amenities similar to the subject. One bedroom units range in price from $1,210 to $1,265 per month. Two bedroom unit range in price from $1,355 to $1,775 per month. Overall, this project is considered similar to the subject.

Rental Premiums:

The rental rates noted above and on the rent summary table include both base rates and base plus premiums. The low end of the rental range reflects a standard rental unit which is a ground floor interior unit with no view and the high end of the range is for most desirable unit which would be a top floor end unit with a view. Rent premiums are typically charged for the following: all units above the ground floor with the top floor having the highest premium, end units, fireplaces, views, additional parking, and lease terms less than one year. Although the specific breakdown of the premiums for each of the commutative projects was not available, project managers generally reported that monthly premiums of $100 to $200 are applied to the most desirable units. These premiums do not include additional charges for excess parking. Rent premiums within the subject include $30 for second floor units, $40 for third floor units, $10 for a courtyard/private view, $25 for a pool/waterscape view, and $5 for an end unit. The charge for additional parking at the subject is $30 per month.

RENTAL MARKET TRENDS

As a result of interviews with property managers of the rental comparables, as well as brokers active in the area, several significant trends are occurring in the marketplace. Occupancy rates have remained in excess of 95 percent for several years and are projected to remain at this level. Rents in the competitive properties have increased from 16 to 22 percent annually since 1994.

LANDAUER                                                                      39
REAL ESTATE COUNSELORS                                           INCOME APPROACH


These increases have occurred because of limited new construction in the area and the increased demand from the expanding employment in the high technology industry. Future rent increases are projected to become smaller because of the additional supply of units currently under construction and projected for the future. Although concessions are essentially not used in the market because of its overall strength, management occasionally uses short term rent incentives designed to increase the occupancy of specific unit types. For example: A corporate tenant recently vacated 60 one bedroom units at the subject and management implemented a $300 rent abatement on the first month for 6-month lease commitment. Typically, when the occupancy rate increases to an acceptable level concessions are phased out.

MARKET RENT CONCLUSIONS

The one bedroom/one bathroom units in the subject are currently being leased for $1,150 to $1,215 per month. These units include the type A, A2 and A3 apartments and average 700 square feet. The low end of the range is for a ground floor interior unit and the high end of the range is for a premium unit on the third floor with a view. These rates exclude charges for excess parking. We have estimated the average market rent for the A, A2 and A3 units at $1,250 per month. Although this is $85 to $100 above the asking rate for the subject units, the estimated market rent is well supported by the projects surveyed, especially Bella Vista which is nearest and most similar to the subject.

There are three types of two bedroom/two bathroom units in the subject. The type B is unit is 961 square feet and it is currently being leased for $1,550 to $1,610 per month. The type C and C2 have an average size of 950 square feet and they are currently being leased for $1,500 to $1,570 per month. Like the one bedroom units, the low end of the range is for a ground floor interior unit and the high end of the range is for a premium unit on the third floor with a view, excluding charges for excess parking. We have estimated the average market rent for the type B units at $1,600 per month and the type C units at $1,550 per month which are within the ranges currently being charged for these units and is well supported by the projects surveyed.

There is only one two bedroom/one bathroom unit in the subject and it is a cottage unit identified as type D. This unit is currently leased for $1,800 per month. We have concluded that the current rent being paid for this unit is market. Again, this single unit was constructed over 50 years ago and was converted to a rental unit in 1992. Although there were no directly competitive units identified in the market, the estimated market rent is well supported by the projects surveyed.

LANDAUER                                                                      40
REAL ESTATE COUNSELORS                                           INCOME APPROACH


POTENTIAL GROSS INCOME

Rental Income

As discussed above, our estimate of market rental rates for the subject units is based upon our survey of six apartment complexes in the subject's market area. In addition to the rent comparables analyzed, consideration has been given to the existing rents at the subject property.

As indicated by the rent comparables analyzed, the rental rates in place at the subject property are well supported and there is strong upside potential for increasing the rents for the one bedroom/one bathroom units. The rental premiums charged are also well supported by the rent comparables analyzed. Based upon our analysis, our estimate of potential gross rental revenue for the subject is as follows:

      Plan          Unit Type     No. of Units   Monthly Rent    Annual Rent.

    A/A2/A3         1 Br/1 Ba         438            1,250         6,570,000

       B            2 Br/2 Ba         150            1,600         2,880,000

      C/C2          2 Br/2 Ba         288            1,550         5,356,800

  D (Cottage)       2 Br/1 Ba           1            1,800            21,600
                                      ---                        -----------

     Totals                           877                        $14,828,400

Additional Income

The subject property also generates income from various miscellaneous sources including parking revenues, rental income from the convince store, vending income, key fees, interest income and other miscellaneous items. Included in other income are tenant items such as lease breaks, collections, and late charges. Total other income is estimated, based on the 1997 budget and historical performance, to be $395,000 per year.

                                                          OPERATING HISTORY
                                                          MANSION GROVE APARTMENTS

DESCRIPTION
                                 Actual                          Actual                         Actual
Operating Year:                 CY 1994         Per Unit         CY 1995        Per Unit        CY 1996         Per Unit
                              ------------    ------------    ------------    ------------    ------------    ------------
Gross Potential Rent          $  9,921,854    $     11,313    $ 10,498,506    $     11,971    $ 12,333,285    $     14,063
Vacancy/Models/Staff              (547,216)           (624)       (394,407)           (450)       (575,787)           (657)
Concessions                        (55,953)            (64)         (5,545)             (6)         (1,810)             (2)
Corporate Lifing Program           151,682             173         217,188             248          86,644              99
Retained Dep/Write-offs            (75,126)            (86)         (3,538)             (4)        (27,134)            (31)
Other Income                       262,833             300         237,293             271         316,032             360
                              ------------    ------------    ------------    ------------    ------------    ------------

Total Income                  $  9,658,074    $     11,013    $ 10,549,497    $     12,029    $ 12,131,230    $     13,833

EXPENSES

Payroll, Benefits, & Taxes    $    559,276    $        638    $    601,036    $        685    $    644,679    $        735
On-Site Administration              52,616              60          68,741              78          65,894              75
Repairs & Maintenance               69,710              79          83,871              96         100,655             115
Turnover Costs                      41,966              48          66,188              75          88,933             101
Landscape & Grounds                134,422             153         151,162             172         130,899             149
Utilities                          421,382             480         456,489             521         407,841             465
Marketing                          122,188             139          92,207             105          89,833             102
Management Fees                    306,289             349         337,848             385         383,704             438
Professional Fees                   45,511              52          43,443              50          49,709              57
Real Estate Taxes                  860,854             982         874,160             997         316,958             361
Insurnace & Licenses               152,618             174         139,408             159         155,270             177
Assessments-Interest / Bonds             0               0               0               0               0               0
                              ------------    ------------    ------------    ------------    ------------    ------------

Total Expenses                $  2,766,832    $      3,155    $  2,914,553    $      3,323    $  2,434,375    $      2,776

Expense Ratio                         28.6%           28.6%           27.6%           27.6%           20.1%           20.1%

Net Operating Income          $  6,891,242    $      7,858    $  7,634,944    $      8,706    $  9,696,855    $     11,057

DESCRIPTION
                                 Budget                         Landauer
Operating Year:                  CY 1997        Per Unit        FY 1997         Per Unit
                              ------------    ------------    ------------    ------------
Gross Potential Rent          $ 13,492,750    $     15,385    $ 14,828,400    $     16,908
Vacancy/Models/Staff              (710,100)           (810)       (761,170)           (868)
Concessions                         (8,400)            (10)              0               0
Corporate Lifing Program                 0               0               0               0
Retained Dep/Write-offs             25,615              29               0               0
Other Income                       378,192             431         395,000             450
                              ------------    ------------    ------------    ------------

Total Income                  $ 13,178,057    $     15,026    $ 14,462,230    $     16,491

EXPENSES

Payroll, Benefits, & Taxes    $    674,237    $        769    $    675,000    $        770
On-Site Administration              68,512              78          68,500              78
Repairs & Maintenance               98,221             112          98,200             112
Turnover Costs                      90,686             103          90,700             103
Landscape & Grounds                141,868             162         142,000             162
Utilities                          452,612             516         453,000             517
Marketing                          103,630             118         104,000             119
Management Fees                    397,844             454         433,867             495
Professional Fees                   53,784              61          53,800              61
Real Estate Taxes                1,272,000           1,450       1,245,490           1,420
Insurnace & Licenses               219,976             251         220,000             251
Assessments-Interest / Bonds             0               0         399,674             456
                              ------------    ------------    ------------    ------------

Total Expenses                $  3,573,370    $      4,075    $  3,984,231    $      4,543

Expense Ratio                         27.1%           27.1%           27.5%           27.5%

Net Operating Income          $  9,604,687    $     10,952    $ 10,477,999    $     11,948


Source: Maxim Property Management,  Landauer Associates, Inc., April 1997.

LANDAUER                                                                      41
REAL ESTATE COUNSELORS                                           INCOME APPROACH


Based upon the foregoing discussion of the rental comparables and the market conditions, the input of the subject's property manager, and the discussions of additional income, the potential gross income from unit rentals and other income is calculated on the following table:

               POTENTIAL GROSS INCOME

               Rental Income                        $14,828,400
               Other Income                             395,000

                                                    -----------
               Total Gross Income                   $15,223,400

Vacancy and Collection Loss

The subject's vacancy and collection loss was 5.5 percent in 1994, 5.7 percent in 1995, and 4.7 percent in 1996. Property management has budgeted 5.3 percent for 1997. We have estimated stabilized vacancy and collection loss for the subject property of 5.0 percent with no concessions. This rate has been applied to the rental revenues. We believe market factors indicate that comparable properties will continue to lease-up units without any significant concessions for several years. Supporting this vacancy estimate is the subject property which is currently 93.2 percent leased and the rent comparables which report vacancy rates of 5 percent and less.

Effective Gross Income

Application of the 5.0 percent vacancy and collection loss rate results in a vacancy and collection loss of $761,170 dollars and an effective gross income of $14,462,230.

EXPENSE PROJECTION

The subject expenses for 1994-1996 and budgeted 1997 are summarized on the facing table. The following is a discussion of these items as well as our forecast for stabilized operating expenses. These items have been itemized on the basis of cost per unit and total amounts.

LANDAUER                                                                      42
REAL ESTATE COUNSELORS                                           INCOME APPROACH


Payroll, Benefits, Taxes

This category includes the costs of on-site office staff and maintenance employees at the subject employed by the management company, but charged as an expense against the income of the property in addition to the management fee. Also included are the costs employee benefits programs, payroll taxes, and worker compensation. The per unit payroll expense was $638 1994, $685 in 1995, $735 in 1996. The 1997 budget is $674,237 which is $769 per unit. We have concluded that a reasonable charge for this category is $675,000 ($770 per unit) per year based upon historical performance and the 1997 budget.

On-Site Administration

This category includes telephone, answering service, office supplies, postage, credit information services and uniforms. This expense has was $60 per unit in 1994, $78 in 1995 and $75 per unit in 1996. The 1997 budget for on-site administration is $68,512 per year which is $78 per unit. We have concluded that a reasonable charge for this category is $68,500 ($78 per unit) per year based upon historical performance and the 1997 budget.

Repairs and Maintenance

This category is generally influenced by age, condition and style of building, building size, type of tenancy, building quality, amenities, management style, and reserve expense. The property experienced a per unit repairs and maintenance cost of $79 in 1994, $96 in 1995, and $115 in 1996. This expense includes the cost of maintenance contracts, plumbing and electrical repairs, supplies, pest control, rubbish removal, janitorial supplies, fire protection and miscellaneous items. The 1997 budgeted amount for maintenance and repairs is $98,221 which is $112 per unit. We have concluded that a reasonable charge for this category is $98,200 ($112 per unit) per year based upon historical performance and the 1997 budget.

Turnover Costs

This category is primarily influenced by age and condition of building, and type of tenancy. The property experienced a per unit turnover costs of $48 in 1994, $75 in 1995, and $101 in 1996. This expense includes the cost of cleaning carpeting, window covers, interior painting, and general cleaning. The 1997 budgeted amount for maintenance and repairs is $90,686 per year which is $103 per unit. We have concluded that a reasonable charge for this category is $90,700 ($103 per unit) per year based upon historical performance and the 1997 budget.

LANDAUER                                                                      43
REAL ESTATE COUNSELORS                                           INCOME APPROACH


Landscaping & Grounds

This category includes contract landscaping, pool, lake (pond) supplies, and pest control. This expense has was $153 per unit in 1994, $172 in 1995 and $149 per unit in 1996. The 1997 budget for landscaping is $141,868 which is $162 per unit. We have concluded that a reasonable charge for this category is $142,000 ($162 per unit) per year based upon historical performance and the 1997 budget.

Utilities

This category covers the landlord's responsibility for the cost of all sewer and water usage, both tenant and common area, as well as the cost of all common area utility expenses. Each unit is separately metered with the tenant responsible for electricity. The per unit utilities expense for the subject property was $480 in 1994, $521 in 1995 and $465 per unit in 1996. The 1997 budgeted amount for utilities is $452,612 per year which is $516 per unit. We have concluded that a reasonable charge for this category is $453,000 ($517 per unit) per year based upon historical performance and the 1997 budget.

Marketing

This category includes the costs of brochure/stationary, media advertising, model apartment, promotions, referrals/retention, resident activities and signs. The per unit marketing expense for the subject property was $139 in 1994, $105 in 1995 and $102 per unit in 1996.. The 1997 budgeted amount is $103,630 which is $118 per unit. We have concluded that a reasonable charge for this category is $104,000 ($119 per unit) per calendar year based upon historical performance and the 1997 budget.

Management Fee

Management fees typically range from 2.0 percent to 4.0 percent of effective gross income for the comparable apartment buildings. The current management fee for the subject is 3.0 percent which is typical for a project like the subject. The resulting management fee is $433,867.

Professional Fees

Professional fees at the subject include real estate tax consulting, legal services for unlawful detainers, and security patrol service. The per unit professional fees for the subject property was $52 in 1994, $50 in 1995 and $57 per unit in 1996.. The 1997 budgeted amount is $53,784 which is $61 per unit.

LANDAUER                                                                      44
REAL ESTATE COUNSELORS                                           INCOME APPROACH


We have concluded that a reasonable charge for this category is $53,800 ($61 per unit) per year based upon historical performance and the 1997 budget.

Real Estate Taxes

The current total property tax liability for the 1996/1997 tax year is $764,429.70, which includes direct assessments for flood control, open space, and vector control. A market value estimate for the subject property, however, assumes a transfer of the property on the appraisal date, which under Proposition 13 triggers reassessment to reflect the market value (adjusted sales price). In the case of the subject, this will result in a higher assessed value and tax liability. The stabilized real property taxes for the subject have been estimated based upon the appraised value concluded in this report at the effective tax rate of 1.0555 percent, which results in an annual tax liability of $1,245,490.

Property Insurance

The per unit annual premium for general insurance coverage was $174 in 1994, $159 in 1995 and $177 in 1996. The budgeted 1997 insurance expense is $219,976 which is $251 per unit. In the 1994 through 1995 period, the insurance premium covered general liability and fire. The significant increase in the 1997 budget is due to the inclusion of earthquake coverage. We have concluded that a reasonable charge for this category is $220,000 ($251 per unit) per year based upon historical performance and the 1997 budget.

Assessment-Interest & Bonds

As noted previously, the subject property is part of the Mill Creek Assessment District which was created to provided necessary infrastructure to the subject and some surrounding properties. We have outlined the payment requirements within the "Site Description" section of this report and have incorporated these required payments into our cash flow.

Reserves for Replacement

This category reflects normal reserves for the replacement of roof, appliances, floor covering, mini-blinds and other replaceable items.

The roof is estimated to cover 241,450 square feet of apartment building area (724,350 sq.ft. divided by three stories) plus the 1,000 square foot cottage and the single story clubhouse of 5,800 square feet, for a total area under roof of 248,250 square feet. The replacement cost is estimated at $1.50

LANDAUER                                                                      45
REAL ESTATE COUNSELORS                                           INCOME APPROACH


per square foot, for a total of $372,375. Assuming a remaining economic life for the roof of 15 years, this equals a required annual reserve for the roof of $24,825.

Appliances in each unit include a refrigerator, dishwasher, disposal, washer, dryer and oven/range. The estimated package cost is $2,725 per Marshall Valuation Service. This equals $2,389,825. Assuming a life of 15 years, the required annual reserve for appliance replacement equals $159,322.

Replacement of floor covering is estimated every 7 years. Based on a cost estimate of $1.00 per square foot and total floor area of 731,150 square feet, this indicates a total cost of $731,150. The annual required reserve is therefore $104,450.

The total replacement reserve expense estimated above is $288,597 which equals $329 per unit.

The actual replacement reserves for the subject have fluctuated significantly during the past three years. Replacement reserves were $47,951 in 1995 and $936,800 in 1996. The 1997 budgeted amount is $680,030 which is $775 per unit. We believe this wide variance is the result of several years were limited replacements occurred, such as in 1994, and other years when a significant bulk of replacements were required. These fluctuations are common for residential buildings which have moved from being a new structure with limited needs for replacements to a slightly older property which requires new flooring and some appliance replacements. We have concluded that a reasonable stabilized charge for this category is $289,000 per year ($330 per unit) based upon Marshall Valuation Service information and consideration to the history and 1997 budget for the subject.

All of the comparable sales reported overall rates prior to any deduction for capital reserves. Therefore, a deduction for reserves is only made in our DCF analysis.

LANDAUER                                                                      46
REAL ESTATE COUNSELORS                                           INCOME APPROACH


DERIVATION OF THE OVERALL RATE

The improved sales documented within the Sales Comparison Approach section of this report produced the following overall capitalization rates upon sale:

                          SUMMARY OF OVERALL CAP RATES

  Sale                             Date of  No. of       Sale
   No.    Project/Location          Sale     Units       Price        OAR
  ----    ----------------         -------  ------       -----        ---

    1.    The Promenade            10/95       220   $18,200,000      8.0%
          Sunnyvale

    2.    Bristol Commons           6/95       188   $16,850,000      8.6%
          Sunnyvale

    3.    The Fountains             7/96       226   $27,750,000      7.2%
          San Jose

    4.    Via Reggio                4/96       116   $10,610,000      7.9%
          San Jose

    5.    Parkside Commons          5/96       192   $25,500,000      9.0%
          Sunnyvale

The above sales show overall capitalization rates ranging from 7.2 to 9.0 percent. As previously stated, all of the sales reported overall rates prior to any deduction for capital reserves.

A review of the overall capitalization rates indicated by the Peter F. Korpacz & Associates Inc. Real Estate Investor Survey (First Quarter 1997) indicates capitalization rates range from 8.0 to 10.0 percent with a national average of
8.92 percent. It should be noted that these data represent national trends as opposed to regional tendencies. We have considered it only as a general guideline.

The five sale comparables above have an average overall capitalization rate
(OAR) of 8.14 percent. As outlined in the Sales Comparison Approach section of this report, the income potential of Sale Nos. 1, 2, 4 and 5 are considered most similar and comparable to the subject. Based on the comparability of these sales, and the rates achieved by the other sales, we have concluded an overall capitalization rate for the subject of 8.75 percent. This overall capitalization rate gives consideration to our projection of rental income in excess of the budgeted amount.

LANDAUER                                                                      47
REAL ESTATE COUNSELORS                                           INCOME APPROACH


Applying this OAR to the subject's fiscal year estimated stabilized NOI (excluding reserves) results in $119,750,000 by the income approach as shown below.

            Stabilized Net Operating Income      $ 10,478,000
            Overall Rate                                8.75%

            Indicated Value                      $119,748,572

            Rounded:                             $119,750,000
                                                 ============

            Price Per Unit:                      $    136,545
                                                 ============

            GIM:                                         7.87
                                                 ============

DISCOUNTED CASH FLOW ANALYSIS

Cash Flow Projections

A cash flow has been prepared to consider potential revenue and expense increases over a given holding period and capital recovery at the end of this period. This income stream, as well as the capital recovery or reversionary value, will be discounted to the present at a rate (discount rate) of return that is required or reflected by current investor demands. The following is a brief synopsis of our cash flow assumptions:

Projection Period:            Ten years, the typical holding period assumed by
                              most investors. Projection period starts April 1, 1997.

Rental Growth Rate:           Rents for the market units are projected to
                              increase 3.5% during the holding period. Over the last two years, actual contract rents at the subject have increased over 16%. Property management projects an overall rental growth rate of 9.4% rent increase over 1996.

Base Rent:                    First year rental rates are based on the market
                              rental rates estimated previously in this section.

Rental Allowance:             Considering the historical track record of the
                              subject and comparable apartment properties, we have made no adjustment for a rental allowance.

LANDAUER                                                                      48
REAL ESTATE COUNSELORS                                           INCOME APPROACH


Other Income:                 Revenue from other sources has been estimated at
                              $395,000 per year, increasing at the annual growth rate of 3.5% each year thereafter.

Vacancy/Uncollected           Rents: Annual average vacancy and collection loss
                              of 5.0% of gross potential income, based on the subject's historical occupancy along with projections of a strong local market.

Expense Growth Rate:          Expenses are projected to increase at an annual
                              rate of 3.5%. The average annual inflation rate of 3.5% was selected based upon forecasts by the U.S.
                              Congressional Budget Office, The Korpacz Investors
                              Survey, and local economic conditions. The annual expense growth rate applied to real estate taxes is 2% per state law. Over the last year, actual expenses at the subject, excluding real estate taxes, are projected to increase by 8.7 percent as noted in the 1997 budget. The majority of the increase in operating expenses is due the addition of earthquake insurance.

Expenses:                     First year expenses are the same as those
                              projected in the pro forma, increasing at the annual expense growth rate each year thereafter.
                              Annual management fee is calculated at the rate of 3.0% of effective gross income, a rate typical in the market for outside, independent management of apartment complexes.

Replacement Reserve:          The first year amount is $330 per unit increasing
                              at the expense growth rate of 3.5%.

Discounting Process:

Annual cash flows are discounted and a calculation of reversion is made utilizing the cash flow schedule. The following definitions and assumptions were employed in our analysis.

Net Operating Income:         Net income remaining after all expenses (excluding
                              reserves), but before capital items.

Overall Rate:                 A rate which reflects the relationship of the
                              first year's net income to total value, derived by dividing the net income by the indicated value.

Discount Rate:                A rate of return used to estimate the present
                              value of future cash flows including the reversion
                              (sales proceeds) of the property at the end of the holding period. The discount rate is

LANDAUER                                                                      49
REAL ESTATE COUNSELORS                                           INCOME APPROACH


                              alternately called the Internal Rate of Return
                              (IRR), when pre-debt analysis is performed.

Terminal Capitalization
  Rate: An overall rate applied to the projected net operating income at the end of the holding period to determine the amount of the reversion. A disposition fee is usually deducted from the reversion.

RATE SELECTION

In this section, we have estimated various rates used in analysis including the discount rate, going-in capitalization rates, terminal capitalization rates and inflation rates.

Discount  Rates

Competition with many other investment vehicles has an influence on rates of return required by investors. One method used to estimate an appropriate discount rate to apply in the discounted cash flow model is to analyze the investment parameters of institutional investment managers and advisors of real estate pension and portfolio funds. We have analyzed the investment parameters of various institutional real estate investors for their investment criteria when purchasing institutional real estate such as the subject.

The table on the following page presents the first quarter 1997 National Apartment Market Survey, prepared by Peter F. Korpacz & Associates, Inc. This survey measures investors' assumptions and return requirements (including inflation rates for income and expenses and initial and terminal capitalization rates), which provide a national basis for rate comparison.

LANDAUER                                                                      50
REAL ESTATE COUNSELORS                                           INCOME APPROACH


                         SUMMARY OF INVESTMENT VARIABLES
                            National Apartment Market
                               First Quarter 1997

                         Current           Last            Year Ago
Key Indicators           Quarter          Quarter           Quarter
--------------           -------          -------           -------

Equity Yield (IRR)
Range                 10.00%-12.50%    10.00%-12.50%     10.00%-13.00%
Average                  11.23%           11.26%            11.38%

Equity Cap Rate
Range                 8.00%-10.00%     8.00%-10.00%      7.50%-10.50%
Average                   8.92%            8.94%             8.97%

Market Rent Increase
Range                  0.00%-5.00%      0.00%-5.00%       0.00%-5.00%
Average                   3.07%            3.16%             2.74%

Expense Rate Increase
Range                  3.00%-5.00%      2.50%-5.00%       2.50%-5.00%
Average                   3.56%            3.62%             3.79%

Residual Cap Rate
Range                 8.50%-10.25%     8.50%-10.25%      8.00%-11.00%
Average                   9.32%            9.29%             9.29%

Source: Peter F. Korpacz & Associates, Inc., First Quarter 1997.

The 1997 first quarter survey reveals a competitive national apartment market that has reported more and better investment opportunities than has been the case. New apartment projects are continuing to be built at a rate equivalent to last year, but with an increase in the costs of materials, capital, labor and land. The volume of new construction is not expected to reach that of the 1980's. The majority of new units and those under construction have been high-end luxury apartments concentrated in small geographic areas. Investors are concerned regarding the ability of markets to absorb an

LANDAUER                                                                      51
REAL ESTATE COUNSELORS                                           INCOME APPROACH


increasing inventory of similar apartment units. Consumer demand is expected to continue, due to the forecasted flat to low levels of new home construction. Investors have reported concentration on development projects over the past several quarters. Realistic assumptions within the DCF analysis are the trend, with emphasis weighted toward cash flow rather than reversion value. The average going-in capitalization rate is presently 8.92 percent, based on a range of 8.0 percent to 10.0 percent. This is down from 8.94 reported last quarter and the
8.97 percent reported one year ago. However, the range is narrow, indicating a stabilized national apartment market.

As shown, the internal rates of return now range from 10.00 percent to 12.50 percent which was slightly lower than last quarter and a year ago, and the average rate has decreased slightly from 11.38 percent last year to 11.23 percent this quarter. Expectations for income growth rates have increased from a year ago, ranging from 0.0 percent to 5.0 percent, with an average of 3.07 percent. Expense growth rates were predominantly 3.0 to 5.0 percent with an average of 3.56 percent, down slightly over last year's average of 3.79 percent. Recent trend analyses have forecasted that inflation over the next several years will be at much lower rates than previously experienced. Most investors are tempering their cash flow assumptions with lower income and expense growth rates.

According to the surveys, residual (or terminal) capitalization rates for institutional grade apartments range from 8.50 percent to 10.25 percent and average 9.32 percent. The subject property is located in a highly desirable area with a an increasing population and job base. Based upon the overall rates extracted from the sales, a going-in rate of 8.50 percent was utilized for the subject.

Considering all of the above factors, we have selected a residual capitalization rate of 9.00 percent. A 1.0 percent sales expense has been deducted from the reversionary value to account for brokerage commissions and other miscellaneous closing costs.

The market value of the subject property is indicated by the discounted cash flow and direct capitalization located on the following page. A rate of return of 12.0 percent has been selected as most representative of the subject. The resulting market value of the subject property, as of April 9, 1997, is $117,817,330 which is rounded to $118,000,000.

RECONSTRUCTED INCOME AND EXPENSE ANALYSIS
MANSION GROVE APARTMENTS

GROSS INCOME ESTIMATE              #                                              $/Unit       Annual
  Gross Potential Income          Unit     $/Mo.         SF           $/SF/Mo.    /Year          Rent
                                -----------------------------------------------------------------------
    Cottage                          1     $1,800        1,000           $1.80    $21,600       $21,600
    Plan A 1 Br, 1Ba               438      1,250          700           $1.79     15,000     6,570,000
    Plan B 2 Br, 2Ba               150      1,600          961           $1.66     19,200     2,880,000
    Plan C 2 Br, 2Ba               288      1,550          950           $1.63     18,600     5,356,800
                                -----------------------------------------------------------------------
                                   877     $1,409          827           $1.70
                                          (Wtd Avg.)   (Wtd Avg.)     (Wtd Avg.)
  Other Income

GROSS POTENTIAL INCOME

VACANCY & CREDIT LOSS             5.0% Of Gross Potential Income

TOTAL EFFECTIVE GROSS POTENTIAL INCOME

EXPENSES                                 % EGI      Per Unit     Per Sq. Ft.       Annual
                                         ------------------------------------------------
  Payroll, Benefits, & Taxes              4.67%         $770           $0.93      675,000
  On-Site Administration                  0.47%          $78           $0.09       68,500
  Repairs & Maintenance                   0.68%         $112           $0.14       98,200
  Turnover Costs                          0.63%         $103           $0.13       90,700
  Landscape & Grounds                     0.98%         $162           $0.20      142,000
  Utilities                               3.13%         $517           $0.62      453,000
  Marketing                               0.72%         $119           $0.14      104,000
  Management Fees    3.00% of EGI         3.00%         $495           $0.60      433,867
  Professional Fees                       0.37%          $61           $0.07       53,800
  Real Estate Taxes                       8.61%       $1,420           $1.72    1,245,490
  Insurnace & Licenses                    1.52%         $251           $0.30      220,000
  Assessments-Interest / Bonds            2.76%         $456           $0.55      399,674
                                                                                ---------
TOTAL OPERATING EXPENSES                 27.55%       $4,543           $5.49

NET OPERATING INCOME (NOI)

RESERVES FOR REPLACEMENTS                               $330           $0.40      289,000

TOTAL EXPENSES WITH REPLACEMENTS

CASH FLOW
CAPITALIZATION                                          Cash Flow               NOI
      Cash Flow / Net Income                          $ 10,189,000         $ 10,478,000
      Overal Rates                                        8.51%                8.75%
      Capitalized Market Value                        $119,748,572         $119,748,572
      Value Per Unit                                    $136,543             $136,543

    Year           Year           Year           Year           Year           Year           Year           Year          Year
     1              2              3              4              5              6              7              8             9

$ 14,828,400   $ 15,347,394   $ 15,884,553   $ 16,440,512   $ 17,015,930   $ 17,611,488   $ 18,227,890   $ 18,865,866  $ 19,526,171

     395,000   $    408,825   $    423,134   $    437,944   $    453,272   $    469,137   $    485,557   $    502,551  $    520,140
------------------------------------------------------------------------------------------------------------------------------------
$ 15,223,401   $ 15,756,219   $ 16,307,687   $ 16,878,456   $ 17,469,202   $ 18,080,625   $ 18,713,447   $ 19,368,417  $ 20,046,311

    (761,170)      (787,811)      (815,384)      (843,923)      (873,460)      (904,031)      (935,672)      (968,421)   (1,002,316)
------------------------------------------------------------------------------------------------------------------------------------

$ 14,462,231   $ 14,968,408   $ 15,492,303   $ 16,034,533   $ 16,595,742   $ 17,176,594   $ 17,777,775   $ 18,399,996  $ 19,043,995


               $    698,625   $    723,077   $    748,385   $    774,578   $    801,688   $    829,747   $    858,788  $    888,846
               $     70,898   $     73,379   $     75,947   $     78,605   $     81,356   $     84,203   $     87,150  $     90,200
               $    101,637   $    105,194   $    108,876   $    112,687   $    116,631   $    120,713   $    124,938  $    129,311
               $     93,875   $     97,161   $    100,562   $    104,082   $    107,725   $    111,495   $    115,397  $    119,436
               $    146,970   $    152,114   $    157,438   $    162,948   $    168,651   $    174,554   $    180,663  $    186,986
               $    468,855   $    485,265   $    502,249   $    519,828   $    538,022   $    556,853   $    576,343  $    596,515
               $    107,640   $    111,407   $    115,306   $    119,342   $    123,519   $    127,842   $    132,316  $    136,947
               $    449,052   $    464,769   $    481,036   $    497,872   $    515,298   $    533,333   $    552,000  $    571,320
               $     55,683   $     57,632   $     59,649   $     61,737   $     63,898   $     66,134   $     68,449  $     70,845
               $  1,270,400   $  1,295,808   $  1,321,724   $  1,348,158   $  1,375,121   $  1,402,623   $  1,430,675  $  1,459,289
               $    227,700   $    235,670   $    243,918   $    252,455   $    261,291   $    270,436   $    279,901  $    289,698
               $    400,443   $    400,358   $    399,279   $    397,159   $    398,946   $    399,536   $    393,869  $    397,258
               ---------------------------------------------------------------------------------------------------------------------

  (3,984,231)    (4,091,778)    (4,201,834)    (4,314,369)    (4,429,451)    (4,552,146)    (4,677,469)    (4,800,489)   (4,936,651)
------------------------------------------------------------------------------------------------------------------------------------

$ 10,478,000   $ 10,876,630   $ 11,290,469   $ 11,720,164   $ 12,166,291   $ 12,624,448   $ 13,100,305   $ 13,599,507  $ 14,107,345

               $    299,115   $    309,584   $    320,419   $    331,634   $    343,241   $    355,254   $    367,688  $    380,557

  (4,273,231)    (4,390,893)    (4,511,418)    (4,634,788)    (4,761,085)    (4,895,387)    (5,032,723)    (5,168,177)   (5,317,208)
------------------------------------------------------------------------------------------------------------------------------------

$ 10,189,000   $ 10,577,515   $ 10,980,885   $ 11,399,745   $ 11,834,657   $ 12,281,207   $ 12,745,051   $ 13,231,819  $ 13,726,788
====================================================================================================================================
    0.892857       0.797194       0.711780       0.635518       0.567427       0.506631       0.452349       0.403883      0.360610
$  9,097,320   $  8,432,331   $  7,815,974   $  7,244,743   $  6,715,304   $  6,222,040   $  5,765,211   $  5,344,107  $  4,950,017
====================================================================================================================================

Discounted Cash Flow Assumptions

Discount Rate:                      12.00%               Present Value of Cash Flow       $ 66,173,966         56.17%
Capitalization Rate:                 9.00%               Present Value of Reversion       $ 51,643,364         43.83%
Tax Rate:                            1.06%               Total Present Value              $117,817,330        100.00%
Overall Capitalization rate:        10.06%               Rounded To:                      $118,000,000
Cost of Sale:                        1.00%

                     3.50%
                     2.00%

      Year           Year
       10             11


  $ 20,209,587   $ 20,916,923

  $    538,345   $    557,187
-----------------------------
  $ 20,747,932   $ 21,474,110

    (1,037,397)    (1,073,706)
-----------------------------

  $ 19,710,535   $ 20,400,405


  $    919,956   $    952,154
  $     93,357   $     96,624
  $    133,837   $    138,521
  $    123,616   $    127,943
  $    193,531   $    200,305
  $    617,393   $    639,002
  $    141,740   $    146,701
  $    591,316   $    612,012
  $     73,325   $     75,891
  $  1,488,475   $          0
  $    299,837   $    310,331
  $    393,991   $    394,375
-----------------------------

    (5,070,374)    (3,693,859)
-----------------------------

  $ 14,640,161   $ 16,706,545

  $    393,876   $    407,662

    (5,464,250)    (4,101,521)
-----------------------------

  $ 14,246,285   $ 16,298,883
=============================
      0.321973
  $  4,586,919
==============

LANDAUER                                                                      52
REAL ESTATE COUNSELORS                                           INCOME APPROACH


Summary of Income Approach

The Income Approach provides a market value range as follows:

          Technique                      Indicated Value
          ---------------------------    ---------------

          Direct Capitalization           $119,750,000

          Discounted Cash Flow            $118,000,000

Each income method was based upon sound logic, provides valid indicators of value, and are equally appropriate for this valuation assignment. In recent years, the discounted cash flow analysis has become an increasingly popular valuation method in that the investor can see the changing income stream over the course of a holding period. However, this technique can be suspect since numerous assumptions are made and extended well into the future. An initial premise which is slightly inaccurate can potentially result in an incorrect result since the premise/assumption due to rigid mathematical process is compounded in subsequent years of analysis.

All of the assumptions for the discounted cash flow analysis are included in the direct capitalization method, but are primarily built into the overall capitalization rate. This results in a major benefit since assumptions are limited and the measurement of value is a direct reflection of the market's actions. Further, the direct capitalization technique is simple in application with the necessary components, i.e., one year's net operating income and overall rate, and is more easily quantified from market data than the numerous assumptions of the discounted cash flow analysis.

For purposes of this appraisal, we have placed primary emphasis on the value indicated by Discounted Cash Flow and secondary emphasis on the value indicated value from Direct Capitalization supports this value. Therefore, our estimate of the Market Value of the Leased Fee Estate, via the Income Approach is $118,000,000.

LANDAUER                                                                      53
REAL ESTATE COUNSELORS                                            RECONCILIATION


                                 RECONCILIATION

Application of the indicated proper approaches to value has produced the following value upon stabilized occupancy:

            Cost Approach                                   Not Applied

            Sales Comparison Approach                       $120,000,000

            Income Approach                                 $118,000,000

In each of the three approaches, the appraiser must thoroughly document all of the input data and briefly explain methodology in processing and/or analyzing this data. Insofar as can be determined, the data furnished is from reliable sources and has been accepted as being accurate. Also, the appraiser has attempted to give full recognition to the inherent weaknesses in each of the approaches. Because the appraisal of real property is not by any means an exact science, a great deal of subjective judgment on the part of the appraiser becomes a part of each of the recognized approaches.

The cost approach was not utilized in the analysis of the subject because of the age of the improvements and a typical investor would not use this technique. This approach is most reliable for new properties and/or those suffering little accrued depreciation or external obsolescence and where land value is easily estimated. The methodology of this approach does not adequately reflect current market conditions, such as recognizing the income potential of a property, or reflecting buyers' and sellers' motivations involving and income producing property. Furthermore, this approach is less reliable when a significant amount of physical depreciation exists. Therefore, this approach was not utilized in this analysis.

In the sales comparison approach, sales of comparable properties were analyzed. Salient features of each sale were addressed and adjusted to the subject property, if necessary. The concluded value via the sales comparison approach lends solid support to the value conclusion in the income approach.

The Income Approach has been given the primary weight in arriving at the subject's final estimate of value. The Sales Comparison Approach provides strong support to the final value conclusion. The income approach is most sensitive to the unique characteristics of an individual income producing property. It incorporates methodologies and assumptions employed by investors. Apartment projects such as the subject are typically sold based on their income producing characteristics. Our analysis by the income approach utilized the direct capitalization and discounted cash flow.

LANDAUER                                                                      54
REAL ESTATE COUNSELORS                                            RECONCILIATION


Based on the above conclusion, it is our opinion that a reasonable market value of the subject property, as of April 9, 1997, is:

                      ONE HUNDRED EIGHTEEN MILLION DOLLARS

                                 ($118,000,000)

LANDAUER                                                                      55
REAL ESTATE COUNSELORS                                                   ADDENDA


                                     ADDENDA

            o     Subject Photographs.......................    A

            o     Site Plan.................................    B

            o     Floor Plans...............................    C

            o     Comparable Improved Sales.................    D

            o     Comparable Rentals........................    E

            o     Professional Qualifications...............    F

                                   EXHIBIT "A"

                               Subject Photographs

                               [GRAPHIC OMITTED]

           View of the main entrance to the Mansion Grove Apartments.


                               [GRAPHIC OMITTED]

                 View from a turn-around area looking toward two
                   typical buildings separated by waterscape.

                               [GRAPHIC OMITTED]

            View from a third floor unit across an open parking area
                       toward several apartment buildings.


                               [GRAPHIC OMITTED]

                  View of one of the two pools at the subject.

                               [GRAPHIC OMITTED]

                            View of the weight room.


                               [GRAPHIC OMITTED]

                      View of a typical apartment kitchen.

                               [GRAPHIC OMITTED]

                         View of a typical living room.


                               [GRAPHIC OMITTED]

                           View of a typical bedroom.

                               [GRAPHIC OMITTED]

                         View of the Lick Mill Mansion.


                               [GRAPHIC OMITTED]

           View looking north along Lick Mill Boulevard from near the northwestern corner of the subject site.

                               [GRAPHIC OMITTED]

              View from the southwestern corner of the subject site
                    looking north along Lick Mill Boulevard.


                               [GRAPHIC OMITTED]

                View looking north along Lick Mill Boulevard from
             its intersection with Montague Expressway. The subject
                is in the right center portion of the photograph

                                   EXHIBIT "B"

                                    Site Plan

                               [GRAPHIC OMITTED]

                                   Site Plan

                                   EXHIBIT "C"

                                   Floor Plans

                                [GRAPHIC OMITTED]

                                    CATALINA
                                2 Bedroom/2 Bath

                                   Floor Plan

                                [GRAPHIC OMITTED]

                                     AVALON
                                1 Bedroom/1 Bath

                                     BALBOA
                                2 Bedroom/2 Bath

                                   Floor Plan

                                   EXHIBIT "D"

                            Comparable Improved Sales

                               [GRAPHIC OMITTED]

                         COMPARABLE IMPROVED SALE NO. 1

IDENTIFICATION

         Building Name:                  The Promenade
         Street Address:                 1320 Kingfisher Way
         City, State:                    Sunnyvale, California  94087

TRANSACTION DATA

         Sale Date:                      October 25, 1995
         Sale Price:                     $18,200,000
         Terms:                          All cash
         Cash Equivalent:                $18,200,000
         Grantor:                        Sunnyvale Promenade Limited Partnership
         Grantee:                        Bay Apartment Communities, Inc.
         Document No.:                   13068154

                         COMPARABLE IMPROVED SALE NO. 1
                                   (Continued)

SITE DESCRIPTION

         Land Area:                         244,807 Sq.Ft. (5.62 acres)
         Parking:                           346 spaces (1.57 per unit)
         Zoning:                            PD, Sunnyvale

IMPROVEMENT DESCRIPTION

         No. of Units                       220
         Year Built:                        1987
         Building Area:                     159,726 Net
         Stories:                           20 3-story buildings
         Overall Condition:                 Good
         Unit Mix:

                  Studio                    44/20%
                  1BR/1BA                   112/51%
                  2BR/2BA                   54/25%
                  2BR/1BA                   10/5%

INFORMATION AND EXPENSE INFORMATION

         Annual Rental Income:              $2,328,000
         Vacancy and Collection Loss (5%)   ($ 116,400)
                                            -----------
         Effective Gross Income:            $2,211,600
         Operating Expenses:                ($ 748,000)
                                            -----------
         Net Operating Income:              $1,463,000

VALUE INDICATOR

         Price Per Unit:                    $82,727
         Price Per Square Foot:             $113.95
         Overall Rate:                      8.04%
         GRM:                               7.82
         IRR (Seller):                      N/A
         Terminal Cap Rate (Seller):        N/A

COMMENTS:

The broker reported gross scheduled income of $2,328,000. Projected expenses were reported at $748,000 including new taxes.

                               [GRAPHIC OMITTED]

                         COMPARABLE IMPROVED SALE NO. 2

IDENTIFICATION

         Building Name:                Bristol Commons
         Street Address:               730 E. Evelyn Avenue
         City, State:                  Sunnyvale, California  94086

TRANSACTION DATA

         Sale Date:                    June 27, 1995
         Sale Price:                   $16,850,000
         Terms:                        $4,552,000 (27%) down payment;
                                       $12,298,000 1st TD with Bank of America
         Cash Equivalent:              $16,850,000
         Grantor:                      Mutual Benefit Mortgage Investors
                                       III Ltd.
         Grantee:                      Essex Bristol Partners, Ltd.
         Document No.:                 12928992

                         COMPARABLE IMPROVED SALE NO. 2
                                   (Continued)

SITE DESCRIPTION

         Land Area:                         297,515 Sq.Ft. (6.83 acres)
         Parking:                           388 spaces  (2.06 per unit)
         Zoning:                            MS, Sunnyvale

IMPROVEMENT DESCRIPTION

         No. of Units                       188
         Year Built:                        1988
         Building Area:                     152,880 Sq.Ft. (Net)
         Stories:                           8 3-story buildings
         Overall Condition:                 Good
         Unit Mix:
                  1BR/1BA                   92/49%
                  2BR/2BA                   60/32%
                  2BR/1BA                   36/19%

INFORMATION AND EXPENSE INFORMATION

         Annual Rental Income:              $2,246,148
         Vacancy and Collection Loss (4%)   $  (89,846)
                                            ----------
         Effective Gross Income:            $2,156,302
         Operating Expenses:                $ (700,781)
                                            ----------
         Net Operating Income:              $1,455,521

VALUE INDICATOR

         Price Per Unit:                    $89,627
         Price Per Square Foot:             $110.22
         Overall Rate:                      8.64%
         GRM:                               7.70
         IRR (Seller):                      N/A
         Terminal Cap Rate (Seller):        N/A

COMMENTS:

Gross scheduled income at the time of sale was reported at $2,246,148. Projected expenses were reported at $700,781 including new taxes. Market vacancy was reported at 4%.

                               [GRAPHIC OMITTED]

                         COMPARABLE IMPROVED SALE NO. 3

IDENTIFICATION

         Building Name:                     The Fountains
         Street Address:                    373 River Oaks Circle
         City, State:                       San Jose, California  95134

TRANSACTION DATA

         Sale Date:                         July 26, 1996
         Sale Price:                        $27,750,000
         Terms:                             All cash
         Cash Equivalent:                   $27,750,000
         Grantor:                           Keystone California Corp.
         Grantee:                           Bay Apartment Communities, Inc.
         Document No.:                      13384541

                         COMPARABLE IMPROVED SALE NO. 3
                                   (Continued)

SITE DESCRIPTION

         Land Area:                         388,991 Sq.Ft. (8.93 acres)
         Parking:                           354 spaces (1.57 per unit)
         Zoning:                            R4/I, San Jose

IMPROVEMENT DESCRIPTION

         No. of Units                       226
         Year Built:                        1991
         Building Area:                     184,944 square feet (Net)
         Stories:                           22 2-story buildings
                                            & 2 3-story buildings
         Overall Condition:                 Good
         Unit Mix:
                  1BR/1BA                   100/44%
                  2BR/2BA                   126/56%

INFORMATION AND EXPENSE INFORMATION

         Annual Rental Income:              $2,850,000
         Vacancy and Collection Loss (3%)   $  (85,500)
                                            ------------
         Effective Gross Income:            $2,764,500
         Operating Expenses:                $ (774,825)
                                            ----------
         Net Operating Income:              $1,989,675

VALUE INDICATOR

         Price Per Unit:                    $122,787
         Price Per Square Foot:             $150.05
         Overall Rate:                      7.17%
         GRM:                               9.74
         IRR (Seller):                      N/A
         Terminal Cap Rate (Seller):        N/A

COMMENTS:

Net operating income was reported at time of sale to be $1,989,675. Market vacancy and expenses were estimated.

                               [GRAPHIC OMITTED]

                         COMPARABLE IMPROVED SALE NO. 4

IDENTIFICATION

         Building Name:                     Via Reggio
         Street Address:                    1277 San Tomas Aquino Road
         City, State:                       San Jose, California  95117

TRANSACTION DATA

         Sale Date:                         April 30, 1996
         Sale Price:                        $10,610,000
         Terms:                             $3,210,000 (30%) down payment;
                                            $7,400,000 1st TD with Prudential
                                            Insurance Co.
         Cash Equivalent:                   $10,610,000
         Grantor:                           Essex Portfolio L.P.
         Grantee:                           Fremont Investors
         Document No.:                      13279652

                         COMPARABLE IMPROVED SALE NO. 4
                                   (Continued)

SITE DESCRIPTION

         Land Area:                         107,593 Sq.Ft. (2.47 acres)
         Parking:                           178 spaces (1.02 per unit)
         Zoning:                            R3/R18, San Jose

IMPROVEMENT DESCRIPTION

         No. of Units                       116
         Year Built:                        1986
         Building Area:                     96,930 square feet (Approximate)
         Stories:                           1 1-story buildings
                                            & 2 3-story buildings
         Overall Condition:                 Good
         Unit Mix:
                  Studio                    6/5%
                  1BR/1BA                   41/35%
                  2BR/1BA                   30/26%
                  2BR/2BA                   39/34%

INFORMATION AND EXPENSE INFORMATION

         Annual Rental Income:              $1,366,380
         Vacancy and Collection Loss (3%)   $  (40,991)
                                            ----------
         Effective Gross Income:            $1,325,389
         Operating Expenses:                $ (491,011)
                                            ----------
         Net Operating Income:              $  834,378

VALUE INDICATOR

         Price Per Unit:                    $91,465
         Price Per Square Foot:             $109.46
         Overall Rate:                      7.86%
         GRM:                               7.77
         IRR (Seller):                      N/A
         Terminal Cap Rate (Seller):        N/A

COMMENTS:

The listing broker reported gross scheduled income at time of sale to be $1,366,380. Market vacancy and expenses were estimated.

                               [GRAPHIC OMITTED]

                         COMPARABLE IMPROVED SALE NO. 5

IDENTIFICATION

         Building Name:                     Parkside Commons
         Street Address:                    355 N. Wolfe Road
         City, State:                       Sunnyvale, California  94086

TRANSACTION DATA

         Sale Date:                         May 15, 1996
         Sale Price:                        $25,500,000
         Terms:                             All cash
         Cash Equivalent:                   $25,500,000
         Grantor:                           TO South Bay Residential Assoc.
         Grantee:                           Bay Apartment Communities, Inc.
         Document No.:                      13294719

                         COMPARABLE IMPROVED SALE NO. 5
                                   (Continued)

SITE DESCRIPTION

         Land Area:                         300,128 Sq.Ft. (6.89 acres)
         Parking:                           300 spaces (1.56 per unit)
         Zoning:                            MS, Sunnyvale

IMPROVEMENT DESCRIPTION

         No. of Units                       192
         Year Built:                        1991
         Building Area:                     199,251 square feet (Net)
         Stories:                           8 2-story buildings
         Overall Condition:                 Good
         Unit Mix:
                  1BR/1BA                   60/31%
                  2BR/2BA                   96/50%
                  3BR/2BA                   36/19%

INFORMATION AND EXPENSE INFORMATION

         Annual Rental Income:              $ 3,509,784
         Vacancy and Collection Loss (4%)   $  (140,391)
                                            -----------
         Effective Gross Income:            $ 3,369,393
         Operating Expenses:                $(1,080,000)
                                            -----------
         Net Operating Income:              $ 2,289,393

VALUE INDICATOR

         Price Per Unit:                    $132,812
         Price Per Square Foot:             $127.98
         Overall Rate:                      8.98
         GRM:                               7.27
         IRR (Seller):                      N/A
         Terminal Cap Rate (Seller):        N/A

COMMENTS:

The buyer reported the monthly income at time of sale to be $292,482. Market vacancy and expenses were estimated.

                                  EXHIBIT "E"

                               Comparable Rentals

                               [GRAPHIC OMITTED]

                              COMPARABLE RENT NO. 1

IDENTIFICATION

         Building Name:                     Bella Vista
         Street Address:                    1500 Vista Club Drive
         City, State:                       Santa Clara, California

IMPROVEMENT DESCRIPTION

         No. of Units                       634
         Year Built:                        1991
         Stories:                           3
         Parking                            secured and open
         Overall Condition:                 Good

RENTAL RATES

                   Unit Size               Rent/Mo.                Rent/SF

1BR/1BA                509                  $1,165                  $2.29
1BR/1BA                619                  $1,315                  $2.12
2BR/2BA                735             $1,475 to $1,625        $2.01 to $2.21
2BR/2BA                889                  $1,735                  $1.95
2BR/2BA               1175                  $2,155                  $1.83

                               [GRAPHIC OMITTED]

                              COMPARABLE RENT NO. 2

IDENTIFICATION

         Building Name:                     Nantucket
         Street Address:                    1600 Nantucket Circle
         City, State:                       Santa Clara, California

IMPROVEMENT DESCRIPTION

         No. of Units                       252
         Year Built:                        1997
         Stories:                           3
         Parking                            secured and open
         Overall Condition:                 Good

RENTAL RATES

                   Unit Size               Rent/Mo.                Rent/SF

1BR/1BA                735             $1,495 to $1,695        $2.03 to $2.31
1BR/1BA                830             $1,595 to $1,775        $1.92 to $2.14
1BR/1BA                856             $1,595 to $1,775        $1.86 to $2.07
1BR/1BA                796             $1,495 to $1,625        $1.88 to $2.04
2BR/2BA                975             $1,785 to $1,945        $1.83 to $1.99
2BR/2BA               1000             $1,785 to $1,945        $1.79 to $1.95
2BR/2BA               1051             $1,875 to $2,095        $1.78 to $1.99

                               [GRAPHIC OMITTED]

                              COMPARABLE RENT NO. 3

IDENTIFICATION

         Building Name:                     Elan
         Street Address:                    345 Village Center Drive
         City, State:                       Santa Clara, California

IMPROVEMENT DESCRIPTION

         No. of Units                       941
         Year Built:                        1991
         Stories:                           3
         Parking                            secured and open
         Overall Condition:                 Good

RENTAL RATES

                   Unit Size               Rent/Mo.                Rent/SF

1BR/1BA               532                   $1,129                  $2.12
1BR/1BA               597                   $1,300                  $2.18
1BR/1BA               700                   $1,155                  $1.65
1BR/1BA               780                   $1,455                  $1.87
2BR/2BA               760                   $1,410                  $1.86
2BR/2BA               809                   $1,625                  $2.01
2BR/2BA              1,062                  $1,815                  $1.71
2BR/2BA              1,082                  $1,730                  $1.60
2BR/2BA              1,230                  $1,895                  $1.54

                               [GRAPHIC OMITTED]

                              COMPARABLE RENT NO. 4

IDENTIFICATION

         Building Name:                     Woodland Meadows
         Street Address:                    2544 Vista Wood Circle
         City, State:                       San Jose, California

IMPROVEMENT DESCRIPTION

         No. of Units                       366
         Year Built:                        1992
         Stories:                           2
         Parking                            secured and open
         Overall Condition:                 Good

RENTAL RATES

                   Unit Size               Rent/Mo.                Rent/SF

1BR/1BA               836              $1,265 to $1,445        $1.51 to $1.73
2BR/2BA              1,104                  $1,525                  $1.38
2BR/2BA              1,119                  $1,925                  $1.72
3BR/3BA              1,438             $2,150 to $2,250        $1.50 to $1.56

                               [GRAPHIC OMITTED]

                              COMPARABLE RENT NO. 5

IDENTIFICATION

         Building Name:                     Willow Lake
         Street Address:                    1331 Lakeshore Circle
         City, State:                       San Jose, California

IMPROVEMENT DESCRIPTION

         No. of Units                       408
         Year Built:                        1989
         Stories:                           2
         Parking                            secured and open
         Overall Condition:                 Good

RENTAL RATES

                   Unit Size               Rent/Mo.                Rent/SF

1BR/1BA               732              $1,275 to $1,445        $1.51 to $1.73
2BR/2BA              1,015             $1,595 to $1,895        $1.57 to $1.87
3BR/3BA              1,303             $1,985 to $2,185        $1.562 to $1.68

                               [GRAPHIC OMITTED]

                              COMPARABLE RENT NO. 6

IDENTIFICATION

         Building Name:                     The Fountains
         Street Address:                    373 River Oaks Circle
         City, State:                       San Jose, California

IMPROVEMENT DESCRIPTION

         No. of Units                       226
         Year Built:                        1991
         Stories:                           2
         Parking                            garages and open
         Overall Condition:                 good

RENTAL RATES

                   Unit Size               Rent/Mo.                Rent/SF

1BR/1BA               725              $1,210 to $1,265        $1.67 to $1.74
2BR/2BA               825              $1,355 to $1,380        $1.64 to $1.67
2BR/2BA               875              $1,385 to $1,410        $1.58 to $1.61
2BR/2BA              1,025             $1,590 to $1,605        $1.55 to $1.57
2BR/2BA              1,050             $1,645 to $1,720        $1.57 to $0.64
2BR/2BA              1,075             $1,770 to $1,775        $1.65 to $1.65

                               [GRAPHIC OMITTED]

                                  EXHIBIT "F"

                           Professional Qualifications

                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------

                           Professional Qualifications


                            JAMES C. KAFES, MAI, CRE

EXPERIENCE:           Landauer Associates, Inc. (since 1986)
                      Managing Director in Charge of National Valuation and
                      Technical Services, Member of the Board of Directors,
                      Member of the Management Committee, and General Manager of the New York Valuation and Technical Services Division.
                      Valuation and real estate counseling on major urban properties and portfolios, including financial and feasibility analyses, appraisal reviews and independent fiduciary services.

                      Miller & Kafes Associates, Inc. (1972-1986)
                      Principal. Valuations, market studies, investment analyses and counseling services on major commercial developments nationwide and in the Caribbean.

                      James E. Gibbons Associates (1970-1972)
                      Assistant Director. Real estate valuations and counseling services.

                      National Bank of North America (1969-1970)
                      Chief Appraiser. Market valuations and analysis of investment opportunities.

                      General Services Administration (1962-1968)
                      Economic analyses, highest and best use studies, market valuations.

PROFESSIONAL
ACTIVITIES:           MAI:     Appraisal Institute
                      CRE:     American Society of Real Estate Counselors

                               Has served on national committees of the Appraisal Institute and ASREC since 1971, including current service as a board member and past service as Editor-in-Chief and Chairman of the Editorial Board of The Appraisal Journal, published quarterly by the Appraisal Institute.
                      Member:  Board of Directors, Cedar Income Fund
                               Board of Advisors, Journal of RTC Real Estate Roundtable of Advisors, Murray H. Goodman Center
                                 for Real Estate Studies, Lehigh University
                               The Real Estate Board of New York, Inc.
                               International Council of Shopping Centers

CERTIFICATION:        Currently certified in the Appraisal Institute's voluntary program of continuing education for its designated members.

EDUCATION:            BS, MBA, Lehigh University

                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------

                           Professional Qualifications


                           RODNEY A. WYCOFF, CRE, MAI


EXPERIENCE:    Landauer Associates, Inc., Los Angeles, California
               (since June 1996)
               Senior Managing Director. His responsibilities include coordination of the firm's valuation activities throughout the western United States and the Pacific Rim. Mr. Wycoff has over 20 years experience in the real estate industry as an appraiser, consultant, lender, and manager. A specialist in major investment real estate projects, his professional background is briefly summarized as follows.

               SMS Appraisals (1994-1996)
               President. As President of SMS, Mr. Wycoff was responsible for the general management of this $30M national organization. He also directed facility management and developed new business opportunities for Strategic Mortgage Services, the parent company.

               Wycoff & Company (1993-1994)
               Mr. Wycoff established an Irvine based consulting practice specializing in valuation and litigation support services throughout Southern California. Typical engagements consisted of valuation, consulting and asset management. The practice was merged into SMS Appraisals in 1994.

               Equitable Real Estate (1989-1993)
               Vice President. In his capacities as first Regional Appraiser and then Vice President of Asset Management for Equitable Real Estate, Mr. Wycoff was responsible for the valuation and management of a billion-dollar multi-state real property portfolio. Typical assignments included all phases of valuation and asset management including major renovation projects.

               Laventhol & Horwath (1985-1989)
               Senior Principal. As director of the San Francisco based valuation practice, Mr. Wycoff was involved in complex consulting and valuation assignments involving major hospitality and real estate projects throughout the western United States, Hawaii, and the Pacific Rim.

               Ginther Wycoff Group (1979-1985)
               Principal. Mr. Wycoff was co-owner of this Denver-based appraisal and consulting practice and specialized in the valuation of major hotels, office buildings, industrial developments, and recreational properties. The Ginther Wycoff Group was purchased by Laventhol & Horwath in 1985.

               New York Life Insurance Company (1974-1979)
               Assistant Vice President. While employed by New York Life, Mr. Wycoff served in several capacities in real estate lending, management and investment, ultimately as Rocky Mountain Regional Manager based in Denver, Colorado.

PROFESSIONAL
ACTIVITIES:    MAI: Member, Appraisal Institute
               CRE: American Society of Real Estate Counselors

LICENSE:       Certified General Real Estate Appraiser
               State of California No. AG007074

CERTIFICATION: Currently certified in the voluntary programs of continuing education for the designated members of the Appraisal Institute.

EDUCATION:     AB Degree, California State University, San Francisco

                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------

                           Professional Qualifications


                               KEVIN D. GRAY, CRE


EXPERIENCE:     Landauer Associates, Inc., (since 1985)
                Senior Vice President, Valuation and Technical Services
                Division. Real estate consulting emphasizing appraisals, market and feasibility studies, cash flow analyses and portfolio valuation. All property types, national assignments.

                Price Waterhouse (1985)
                Senior Associate. General management and real estate consulting; strategic planning and expansion into new markets and new operations, and incorporation of real estate investment into overall corporate strategic goals.

                Becker, Becker and Lamont, Inc.
                Senior Associate (1983-1984), Associate (1981-1983). Real estate programming and feasibility studies; special emphasis on retail planning, new product development and reorganization strategies to increase effectiveness of client operations.

                Supreme Court, State of Connecticut (1978-1981)
                Consultant on Court Facilities. Management of real estate planning during reorganization of the Connecticut court system.

PROFESSIONAL
ACTIVITIES:     Member: American Society of Real Estate Counselors (CRE)
                Member: International Council of Shopping Centers
                Registered Architect, Connecticut
                Commissioner of Planning and Zoning, Town of Darien,
                Connecticut, 1989-1993

EDUCATION:      MPPM, Finance and Accounting, Yale University, 1985
                M, Architecture, University of Pennsylvania, 1977
                BA, Architecture, University of Pennsylvania, 1973


STATE
CERTIFICATION:  State of New York General Appraiser
                State of California General Appraiser
                State of Texas General Appraiser

                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------

                           Professional Qualifications


                                JOHN P. ACKERMAN


EXPERIENCE      Landauer Associates, Inc., Los Angeles, California (effective
                December 1996)
                Senior Appraiser. Mr. Ackerman's responsibilities include production of appraisal reports for properties located throughout the western United States. Mr. Ackerman has over 15 years experience in the real estate industry as an appraiser.
                His professional background is briefly summarized as follows.

                First Interstate Bank, Los Angeles, California (1994-1996) Senior Appraiser. While at First Interstate Bank, Mr. Ackerman produced appraisal reports estimating the value of retail, industrial, office, apartments and residential subdivison properties. Mr. Ackerman also appraised special purpose and multi-use properties.

                Wells Fargo Bank, Los Angeles, California (1993-1994)
                Senior Review Appraiser. Mr. Ackerman was responsible for reviewing appraisals of bank owned assets located throughout the western United States. Additionally, Mr. Ackerman was responsible for contracting with fee appraisers for the appraisal assignments.

                Arthur Andersen, Los Angeles, California (1991-1993)
                Senior Appraiser/Project Manager. In his capacities as a senior appraiser/project manager, Mr. Ackerman was responsible for complex valuation assignments of commercial real estate located throughout the United States. Mr. Ackerman also managed staff appraisers in the analysis of multiple assets within a single portfolio.

                Ackerman & Associates, Los Angeles, California (1990-1991) Principal. Mr. Ackerman was involved in consulting and valuation assignments involving real estate projects throughout California and Oregon. The assignments were primarily related to estate planning and tax related issues.

                Mercury Savings and Loan, Huntington Beach, California
                (1986-1990)
                Senior Appraiser. In his position as a senior appraiser, Mr. Ackerman was responsible for the valuation of complex residential subdivisions and other income properties. Mr. Ackerman was also required to review staff and fee appraisals over a threshold amount.


EDUCATION:      University of Southern California
                BS Degree, Business Administration, Real Estate Finance

PROFESSIONAL
ACTIVITIES:     Candidate for the MAI designation of the Appraisal Institute

LICENSE:        Certified General Real Estate Appraiser
                State of California No. AG005277

CERTIFICATION   Currently certified in the voluntary programs of continuing education for the designated members of the Appraisal Institute.

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                                   [LOGO] CB
                                   COMMERCIAL



                         Delivering Solutiuons Through
                           Local Knowledge Worldwide

                               COMPLETE APPRAISAL

                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                                  MONROE PLAZA
                           Third and McConnell Streets
                            Stroudsburg, Pennsylvania
                              CB File No. 96-093-H


                                  DATE OF VALUE

                                  June 1, 1996


                                  PREPARED FOR

                                 MORGAN STANLEY
                             MORTGAGE CAPITAL, INC.
                                  1585 Broadway
                               New York, NY 10036


                                   PREPARED BY


                      CB COMMERCIAL REAL ESTATE GROUP, INC.
                               APPRAISAL SERVICES
                        560 Lexington Avenue, 16th Floor
                            New York, New York 10022

             [Letterhead of CB Commercial Real Estate Group, Inc.]

June 17 1996

MORGAN STANLEY
MORTGAGE CAPITAL, INC.
1585 Broadway
New York, NY 10036

RE:   MONROE PLAZA
      Third and McConnell Streets
      Stroudsburg, Pennsylvania
      CB File No. 96-093-H

Dear Ladies and Gentleman:

At your request and authorization, CB Commercial Real Estate Group, Inc. has prepared a Complete Appraisal presented in a self-contained appraisal report of the current market value of the leased fee-interest.

The subject property is a single-story community shopping center featuring 130,569 square feet of gross leasable area. The shopping center, which is anchored by a Ames Department Store, Fay's Drugs, and Shop Rite supermarket, is currently 100% occupied.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

Based on research and analysis contained in this report, it is estimated that the current market value of the leased fee estate in the subject property as of June 1, 1996, is:

                   FIVE MILLION SEVEN HUNDRED THOUSAND DOLLARS
                                  ($5,700,000)

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, and The Financial Institution Reform, Recovery, and Enforcement Act of 1989 (FIRREA). Furthermore, this report has been prepared in conformance with our interpretation of the appropriate regulations and guidelines set forth by Morgan Stanely.

MORGAN STANLEY
June 17, 1996
Page 2


It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CB Commercial Real Estate Group, Inc. can be of further service, please do not hesitate to contact us.

Respectfully Submitted,

CB COMMERCIAL REAL ESTATE GROUP, INC.
APPRAISAL SERVICES


by:



/s/ Maggie Argyros
-------------------------------        -------------------------------
Maggie Argyros                         Michael R. Pecorino, MAI
Real Estate Analysis                   Senior Vice President &
                                       Northeast Regional Manager
                                       Pennsylvania Certification
                                       No. GA-001096-R

================================================================================
                                                 CERTIFICATION OF THE APPRAISERS
--------------------------------------------------------------------------------


                         CERTIFICATION OF THE APPRAISERS

We certify that to the best of our knowledge and belief:

      1. The statements of fact contained in this report are true and correct.

      2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

      3. We have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

      4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, such as the approval of a loan.

      5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. In addition, this report conforms to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act (FIRREA).

      6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

      7. Michael R. Pecorino has completed the requirements of the continuing education program of the Appraisal Institute.

      8. Maggie Argyros has made a personal inspection of the property that is a subject of this report. Michael R. Pecorino did not make a personal inspection of the appraised property.

      9. No one provided professional assistance to the persons signing this report.

      10. Maggie Argyros and Michael R. Pecorino have extensive experience in the appraisal/review of similar property types.

      11. Michael Pecorino is certified in the state where the subject is located.



/s/ Maggie Argyros
-------------------------------        -------------------------------
Maggie Argyros                         Michael R. Pecorino, MAI
Real Estate Analyst                    Senior Vice President
                                       Regional Manager


--------------------------------------------------------------------------------

================================================================================
                                                             SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------


                               SUBJECT PHOTOGRAPHS

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                        EXTERIOR VIEW OF SHOPPING CENTER
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------
                     EXTERIOR VIEW OF SHOP RITE SUPERMARKET
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

================================================================================
                                                             SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------


                               SUBJECT PHOTOGRAPHS

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              EXTERIOR VIEW OF AMES
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                          EXTERIOR VIEW OF FAY'S DRUGS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

================================================================================
                                                        SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------


                            SUMMARY OF SALIENT FACTS

Property Name:                    Monroe Plaza

                                  NWC Third & McConnell

Location:                         Stroudsburg, Pennsylvania

Assessor's Parcel Number:         18-7301-19-60-2658
                                  18-7301-19-60-7249
                                  18-7301-19-60-6275
                                  18-7301-19-60-5429
                                  18-7301-19-60-4252
                                  18-7301-19-60-2212
                                  18-7301-19-60-1372

Property Description:             The subject property is a single-story
                                  community shopping center containing a total gross leaseable area of 130,569 square feet.
                                  The center is anchored by Ames, Fay's, and Shop Rite supermarket.

Highest and Best Use

As Vacant:                        Land banking until such time that retail
                                  development becomes financially feasible.

As Improved:                      As a presently utilized - a community shopping
                                  center

Property Rights Appraised:        Leased fee Interest

Date of Value:                    June 1, 1996

Land Area                         322,344 square feet, or 7.40 acres

Improvements

Building Area:

     Gross Leaseable Area:        130,569 square feet

Year Built:                       1974

Overall Condition:                Average to good.

Estimated Marketing Time:         Based on the size of the subject property and
                                  the number of different uses that exist, we have estimated the marketing time to be less than 12 months.

Financial Indicators

Current Occupancy:                100%


--------------------------------------------------------------------------------

================================================================================
                                                        SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------


                                  $ 5.00 psf          Anchor
Market Rental Rate:               $12.00 psf          1,000 - 1,440 sf
                                  $ 7.00 psf          13,700 sf

Income Growth Rate:               3.0%

Estimated Stabilized Expenses:    $1.24 psf

Expense Growth Rate:              3.0%

Going-In Overall Capitalization   10.5%
Rate Selected:

Going-In Overall Capitalization   10.2%
Rate Implied:

Terminal Overall Capitalization   11.0%
Rate:

Discount Rate:                    12.5%

Valuation

Income Capitalization Approach:   $5,700,000

Sales Comparison Approach:        $5,400,000

Final Value                       $5,700,000

Unit value (per square foot):     $43.90/SF


--------------------------------------------------------------------------------

================================================================================
                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                TABLE OF CONTENTS

CERTIFICATION OF THE APPRAISERS...............................................i

SUBJECT PHOTOGRAPHS..........................................................ii

SUMMARY OF SALIENT FACTS.....................................................iv

TABLE OF CONTENTS............................................................vi

AREA ANALYSIS.................................................................8

MARKET ANALYSIS..............................................................15

SITE ANALYSIS................................................................20

IMPROVEMENT ANALYSIS.........................................................22

ZONING.......................................................................25

TAX AND ASSESSMENT DATA......................................................26

HIGHEST AND BEST USE.........................................................27

APPRAISAL METHODOLOGY........................................................30

SALES COMPARISON APPROACH....................................................32

INCOME CAPITALIZATION APPROACH...............................................37

RECONCILIATION OF VALUE......................................................60

ASSUMPTIONS AND LIMITING CONDITIONS..........................................62

ADDENDA......................................................................66

   A.  Glossary of Terms
   B.  Legal Description
   C.  Improved Comparable Sales
   D.  Rental Comparables
   E.  Strategic Mapping, Inc. Reports
   F.  Rent Roll
   G.  PRO-JECT Assumptions
   H.  Engagement Letter
   I.  Qualifications


--------------------------------------------------------------------------------

                                                                    INTRODUCTION


                                  INTRODUCTION

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------


                                  INTRODUCTION

PROPERTY IDENTIFICATION

The subject is known as Monroe Plaza, is located at the northwestern corner of Third and McConnell Streets in Stroudsburg, Monroe County, Pennsylvania. The subject site consists of seven parcels, of which, two are leased (see Addenda for Ground Lease Abstracts). The county assessor's tax identification numbers are:

                               18-7301-19-60-2658
                               18-7301-19-60-7249
                               18-7301-19-60-6275
                               18-7301-19-60-5429
                               18-7301-19-60-4252
                               18-7301-19-60-2212
                               18-7301-19-60-1372

A full metes and bounds legal description is included in the Addenda

OWNERSHIP AND PROPERTY HISTORY

The subject is currently owned by Mark Centers Limited Partnership. The subject was last transferred May 28, 1993 for $11,400,000, or $87.31 per square foot. The property was purchased from NAP Associates.

DATES OF INSPECTION AND VALUATION

The site was inspected by Maggie Argyros on June 4, 1996. Michael R. Pecorino, MAI did no inspect the subject or the comparables, but reviewed this report and concurs with the conclusions. The date of valuation is June 1, 1996.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the market value of the leased fee interest in the subject property as of the date of the appraisal.

Market value is defined as follows:

      Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale,


--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------


      the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;
      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;
      3.    A reasonable time is allowed for exposure in the open market;
      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and
      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

TERMS AND DEFINITIONS

Please refer to the Addenda for a Glossary of the Terms and Definitions that are, and may be used in this appraisal.

INTENDED USE OF REPORT

This appraisal is for mortgage underwriting purposes.

PROPERTY RIGHTS APPRAISED

The value estimated represents the leased fee interest.

DEFINITION OF THE LEASED FEE INTEREST

The term "leased fee interest" as used in this report, is defined as:

An ownership interest held by a landlord with the right of use and occupancy conveyed to other; usually consists of the right to receive rent and the right to repossession at the termination of the lease.

(The Dictionary of Real Estate Appraisal, The Appraisal Institute, Chicago, Illinois, 1984, p. 179).

----------

(1) The definition of market value is taken from : The Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, 34.42(f), August 24, 1990. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.


--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------


APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The following steps were completed by CB Commercial for this assignment:

      1.    Analyzed regional, neighborhood, site, and improvement data.
      2.    Inspected the subject and the neighborhood.
      3. Reviewed data regarding taxes, zoning, utilities, easements, and city services.
      4. Considered comparable improved sales and comparable improved building rental information. Confirmed data with principals, managers, or real estate agents representing principals, unless otherwise noted.
      5. Analyzed the data to arrive at conclusions via each approach to value used in this report.
      6. Reconciled the results of each approach to value employed into a probable range of market data and finally an estimate of value for the subject, as defined herein.
      7. Estimated a reasonable exposure time associated with the value estimate.

The subject site and improvement descriptions are based on a personal inspection of the property, discussions with management, and a review of the provided information. The inspection is not a substitute for thorough engineering studies.

To develop the opinion of value, CB Commercial performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice. This means that no departures from Standard 1 were invoked.

This is a complete appraisal, in the form of a Self-Contained Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Standards of Professional Appraisal Practice. In a complete appraisal, CB Commercial uses all known applicable approaches to value. The value conclusion reflects all known information about the subject property, market conditions, and available data.

The Self-Contained Report incorporates to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. It also includes thorough descriptions of the subject property and the market for the subject property type.

SPECIAL APPRAISAL INSTRUCTIONS

The client did not give us special appraisal instructions.

MARKETING PERIOD

The marketing period section is divided into reasonable exposure time and reasonable marketing time. Exposure time differs from marketing time. Marketing time is the period required to sell a real property interest at market value during the period immediately after the


--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------


effective date of the appraisal. Exposure time is always presumed to precede the effective date of the appraisal.

Exposure time is not intended to be a prediction of a date of sale or a one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

      o     statistical information about days on the market
      o     interviews of market participants.

The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions.

Reasonable Exposure Time

Exposure time is always presumed to precede the effective date of the appraisal. It is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but adequate, sufficient, and reasonable marketing effort. Exposure time and appraisal conclusion of value are therefore interrelated.

Exposure time is often expressed as a range and is based on direct and indirect market data gathered during the market analysis, sales verifications, interviews with market participants, and other appropriate sources. The amount of time which a property will require to be marketed varies greatly depending on a number of factors including market conditions, listing price, terms of sale offered, and competitive listing inventory.

In addition to considering each of the factors noted above, CB Commercial considered:

      o     the most recent CB Commercial National Investor Survey, and the
      o     opinions of local knowledgeable real estate brokers and investors.

Market Conditions

Throughout the country, market conditions for most property types, especially those considered Class A and B, have improved over the last year. The market conditions that directly impact the subject are described in this report and illustrate how exposure time is correlated with listing inventory, competitive pricing structures, and marketing efforts.


--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------


CB Commercial National Investor Survey

In the most recent issue of the CB Commercial National Investor Survey, published in the first quarter 1996, CB Commercial surveyed a wide range of investors for property type preferences and specific marketing times. Investors indicated that exposure requirements for investment property generally decreased by 0.4 months from first quarter 1995. The average marketing time for all responses has decreased 3.5 months since second quarter 1993. Currently, the marketing period is 6.7 months for a Class A Power retail center. For all types of retail properties, the marketing period ranges from 1 to 12 months with an average of 11 months.

Real Estate Broker Surveys

As another information source, appraisers solicited the opinions of real estate brokers knowledgeable in the subject property type. The majority estimated that the property could likely be sold within a 12 month time span. All assumed that property would be appropriately priced and marketed.

Exposure Time Conclusion

In conclusion, based on the foregoing analysis, an exposure time of less than 12 months is reasonable, defensible, and appropriate. Like the brokers surveyed, CB Commercial assumes that the subject property would have been competitively priced and aggressively promoted on a national basis.

Reasonable Marketing Time

Reasonable marketing time is the period a prospective investor would forecast to sell the subject property immediately after the date of value, at the value estimated. Anticipated marketing time is essentially a measure of the perceived level of risk associated with the marketability, or liquidity, of the subject as an investment grade property. The sources for this information include those used in estimating the reasonable exposure time, but also an analysis of the anticipated changes in market conditions following the date of appraisal. In other words, the reasonable marketing time is the number of months it will require to sell the subject property from the date of value, into the future.

The reader must understand, however, that the future price for the subject property (at the end of the marketing time) may or may not equal the appraisal estimate. The future price depends on unpredictable changes in the physical real estate, demographic and economic trends, real estate markets in general, supply/demand characteristics for the property type, and many other factors.


--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------


Based on the premise that present market conditions are the best indicators of future performance, a prudent investor will forecast that, under the conditions described above, the subject property will require a marketing time of less than 12 months.


--------------------------------------------------------------------------------

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               REGIONAL AREA MAP
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
Compiled by:  CB Commercial Real Estate Group, Inc.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------


                                  AREA ANALYSIS

The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property.

A regional map indicating the location of the subject is presented on the previous page.

REGIONAL INFLUENCES

Location

The subject is located in the Borough of Stroudsburg within Monroe County, located in the northeastern portion of the state of Pennsylvania. Monroe County, which includes the Pocono Mountains) is bounded by Warren County, New Jersey to the east, Northampton County to the south, Carbon and Luzerne Counties to the west, and Pike, Wayne, and Lakawanna Counties to the north. A regional map indicating the location of the subject is presented on the following page.

Population

The 1995 population within the Monroe County was estimated by Strategic Mapping, Inc. to be 116,250. This indicates an increase of 20,541, or 21.5% from the 1990 figure. The county's population is projected to increase to approximately 134,535 by the year 2000, or 15.7%.

Demographic statistics for Monroe County are summarized in the following table.


--------------------------------------------------------------------------------

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------


               ====================================================
                           SELECTED AREA DEMOGRAPHICS
                                 MONROE COUNTY
               ----------------------------------------------------

               Population
                    1995 Estimate                         116,250
                    1990 Census                            95,709
                    1990-1995 % Change                      21.5%

               Households
                    1995 Estimate                          41,352
                    1990 Census                            34,206
                    1990-1995 % Change                      20.9%

               1995 Median Household Income               $36,827
               1995 Average Household Income              $43,152
               1990 Average Home Value                   $117,924

               1990 % College Graduates                     11.7%
               ----------------------------------------------------
               Source: Strategic Mapping, Inc.
               Compiled by: CB Commercial Real Estate Group, Inc.
               ====================================================

Households

Similar to the population level within Monroe County, the number of households has grown in recent years and is projected to increase over the next five years. Between 1990 and 1995, household growth in Monroe County was 20.9%. Projections for the year 2000 indicate a growing area with the number of households increasing by 14.8%. While experiencing a slight decline between 1980 and 1990, the average household size increased in 1995 (2.72) and is expected to increase further over the next five years. In Monroe County, the average household size increased from 2.67 in 1980 to 2.69 in 1990. It is projected to decline slightly to 2.76 in the year 2000.

Income

As per data compiled by the Strategic Mapping, Inc., the 1995 median household income in Monroe County was $36,827. The median household income increased considerably between the 1980 and 1990 census by approximately 7.19% annually. In 1980, the median household income was $16,212, which increased by 100.25% to $32,465 in 1990. The 1995 estimate indicates that growth in the median household income has slowed to only 2.6% per annum from 1990 to 1995. Income growth is projected to increase at an average annual rate of 2.5% between 1995 and the year 2000.


--------------------------------------------------------------------------------

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------


Employment

The total civilian labor force for Monroe County was 56,922 in March 1996 with corresponding employment of 52,361 indicating an March 1996 unemployment rate of 8.0%. The following table compares the unemployment rate for the area to that of the state and national average.

================================================================================
                             UNEMPLOYMENT RATES
                    COMPARISON BY COUNTY, STATE, AND U.S.
--------------------------------------------------------------------------------
     Year          Monroe County         Pennsylvania            U.S.
    3/1996             8.0%                  6.1%                5.8%
     1995              8.3%                  5.9%                5.7%
     1994              7.3%                  6.2%                6.1%
     1993              8.4%                  7.1%                6.8%
     1992              9.5%                  7.6%                7.4%
--------------------------------------------------------------------------------
Source: Pennsylvania Department of Labor and Employment Security, Bureau of Labor Market Information
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

Most of the employment is in the services (35%) and trade (30%), followed by construction (16%), similar to the State of Pennsylvania averages. The major employers in the area are as follows:

    =========================================================================
                       MONROE COUNTY MAJOR AREA EMPLOYERS
    -------------------------------------------------------------------------
        Company                            Business           No. Employees
    -------------------------------------------------------------------------
        United States               Military Reservation          3,392
        Government
        Outdoor World              Amusement/Recreational           950
        Mt. Airy Lodge                  Recreational                750
        Cannaught Laboratory       Laboratory - Vaccines            600
        E. Stroudsburg School          Public School                525
        District
        Stroudsburg School             Public School                510
        District
        Monroe County                    Government                 450
        Instrument Specialties         Manufacturing                350
    -------------------------------------------------------------------------
    Source: Monroe County Department of Planning and Development
    Compiled by: CB Commercial Real Estate Group, Inc.
    =========================================================================


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================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------


Transportation

Some of the major routes serving Monroe County include Routes 33, 209, 380, 611, 191, as well as several others. In addition, Interstate 80, which transverses east/west the through the U.S., runs through Stroudsburg.

The major airport serving the Monroe County is the Mount Pocono Airport, northwest of the subject property. In addition, the Birchwood-Pocono airport provides private and charter service.

Conclusion and Relevance to the Subject Property

The long-term outlook for Monroe County is considered good. Monroe County is generally a bedroom community for commuters to New York City, as well as other business centers in the region. According to the Monroe County Planning and Development Department, nearly 30% of the county's population commutes to workplaces out of the county. The strategic location between major cities in all directions combined with the availability of major arterial are primary factors in the anticipated favorable future of the area.

Population projections indicate growth for Monroe County in the short and long-term. The affordability of housing and the recreational locations in Monroe County are key factors for future growth. Due to the topography of the county, vacant land is scarce; thus, new development is limited. The overall projection for the Monroe County appears stable.

NEIGHBORHOOD INFLUENCES

Location

The subject is located on the northwestern corner of Third Street and McConnell Streets in the Borough of Stroudsburg, Monroe County, Pennsylvania. The boundaries for the subject neighborhood are considered to be:

   North: Stroud
   South: Northampton County
   West:  E. Stroudsburg/Delaware Water Gap
   East:  Bartonsville

A neighborhood map indicating the location of the subject is presented no the following page.

Land Use

Land use in the neighborhood consists of a mixture of commercial, industrial, and residential development. Development in the immediate vicinity of the subject consists of single-family


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================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------


residential uses, as well as industrial uses. Within the subject's immediate area, there is residential development to the north and east, with industrial and commercial development to the south and west. There is an Exxon directly across from the subject at the southwest corner of Third and McConnell Streets. Further, a McDonald's restaurant is situated directly north of the subject. The immediate area is approximately 95+ percent developed.

Access

Accessibility to the neighborhood in general, and to the subject property in particular, is considered to be average to good. Access to the Interstate 80 is excellent, as it is located approximately one-half mile from the subject. However, Third Street is a one-way artery (north-bound), thus, limiting access.

Demographics

Selected Neighborhood demographics in a one, three, and five mile radius from the subject are shown in the following table:

    ========================================================================
                        SELECTED NEIGHBORHOOD DEMOGRAPHICS
                                    STROUDSBURG
    ------------------------------------------------------------------------
                                         1 mile         3 mile       5 mile
    ------------------------------------------------------------------------
     Population
            1995 Estimate                11,725         27,166       36,565
            1990 Census                  10,216         23,778       31,753
            1990-1995 % Change            14.8%          14.2%        15.2%
     Households
            1995 Estimate                 4,101         10,044       13,225
            1990 Census                   3,495          8,742       11,452
            1990-1995 % Change            17.3%          14.9%        15.5%
     1995 Median Household Income       $29,874        $33,757      $36,465
     1995 Average Household Income      $36,199        $40,938      $43,553
     1990 Average Home Value           $105,720       $114,666     $119,663
     Median Age Total Population           31.0           35.3         35.8
     1990 % College Graduates             12.4%          13.0%        13.1%
    ------------------------------------------------------------------------
    Source: Conquest Market Data
    Compiled by: CB Commercial Real Estate Group, Inc.
    ========================================================================

The population and households have increased within the one, three, and five mile radii. Projections for the year 2000 indicate similar patterns. While the population and households have been increasing, income levels have also increased by approximately 2.4 percent per annum since 1990 within all three radii. Demographic characteristics appear to be strongest within a five-mile radius. General characteristics are fairly similar throughout all three radii.


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================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------


================================================================================
                                NEIGHBORHOOD MAP
================================================================================


                               [GRAPHIC OMITTED]


================================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================


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================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------


Growth and Trends

There has been little new development over the past five years. The most recent development was located at Routes 209 and 402, northeast of the subject property. A 60,000-square-foot shopping center was constructed in 1990, known as Village Center. The anchors included IGA supermarket and Rite Aid Pharmacy. Currently under construction in East Stroudsburg is a WalMart on Brown Street, across the street from the Pocono Plaza, which is anchored by K-Mart. The WalMart, which is scheduled to open fall 1996, had been on hold due to the planning for a Lincoln Avenue extension providing access to Interstate 80, bypassing downtown East Stroudsburg. We are not aware of any proposed shopping centers within the Borough of Stroudsburg in upcoming years. The immediate neighborhood has not experienced significant retail development in the recent past.

Conclusion and Relevance to the Subject Property

The subject property is situated in an area consisting a mixture of retail, industrial, and residential uses. The area features relatively good accessibility to the local transportation system and throughout the city and metropolitan area. Currently, the subject's neighborhood is in the stabilization stage of its life cycle, a period of neither significant growth nor decline. While the area is highly developed, some potential exists for future development whether through construction on the few remaining vacant lots or renovation of existing improvements. We do not expect the character of the neighborhood to change in the near future.


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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------


                                 MARKET ANALYSIS

Retail Overview

The retail market in Stroudsburg has witnessed limited growth over the past few years despite the economic troubles the region has experienced. As noted in the previous section, a WalMart is currently under construction in East Stroudsburg, less than one mile east of the subject. The WalMart is scheduled for completion in fall 1996. We are not aware of any proposed shopping centers within the Borough of Stroudsburg in upcoming years. The immediate neighborhood has not experienced significant retail development in the recent past.

According to Strategic Mapping, Inc., total retail development within a three mile radius of the subject property consists of less than 500,000 square feet. Furthermore, retail development within the five and seven mile radii account for approximately 800,000 and 1.0 million square feet, respectively.

Local Retail Market

In order to project future performance of the retail space in the subject property consideration has been given to various market components that affect the supply and demand for this type of real estate property. Specifically we have:

o Inspected the site and surrounding areas for the purpose of familiarizing ourselves with all the locational and environmental factors. In this regard, we have directed our attention to the physical qualities of the site, access and circulation, surrounding uses, and relationship to sources of market support.

o Reviewed the principal economic growth trends in the area in industry, population and employment. Our intention was to identify the degree of underlying support for existing improvements and future growth.

o Analyzed existing and foreseeable market conditions for retail properties in the area.

o Analyzed demographics of the subject property's trade area as well identified competition in order to assess, the subject property's current as well as future position in the market.

Trade Area

The trade area of a shopping center is defined as the geographic area from which the sustaining patronage for steady support of a center is obtained. Determination of the boundaries is contingent upon various factors including but not limited to the nature of the center, accessibility, physical barriers, location of competing facilities, and limitations of driving time and distance.


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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------


The subject's general trade area is considered to be that which encompasses a five mile radius of the subject center. We broke this down further to include a three-mile ring (primary), a five-mile ring (secondary), and a seven-mile ring (tertiary).

Definition Of The Trade Area

The primary ingredients for success in these types of projects include the nature of the competition, population density, income levels, and disposable income. The actual size of the population needed to support this type of project cannot be fixed due to the complexities of the above factors, as well as changing methods of merchandising. Local conditions, such as number of households, income levels, and existing centers within the trade area can have the most dramatic impact upon any given project since these factors are what determine the purchasing power in an area. An additional ingredient leading to the success of a shopping center would be the tenant mix and characteristics of the leading tenants which attract shoppers to the project.

We have analyzed demographic data, competition, income levels for the subject trade area in the following sections. The demographic profiles of the primary, secondary and tertiary trade areas are presented in the Neighborhood Influences section of the report. Additional demographic information is contained within the Strategic Mapping, Inc. Profile Report located within the Addenda.

Population

The sales potential of a center is directly related to its proximity to the number of potential patrons. The historical and projected trends for population are important to examine when analyzing the trade area of a shopping center.

The historical population trends for the subject's trade areas indicate a increase in population between 1980 and 1995 followed by a further increase projected from 1995 to the year 2000. In the primary trade area the population increased by 6.2% between 1980 and 1990 to 23,778 and then witnessed an increase to 27,166 in 1995. Population projections indicate a further increase to 30,030 between 1995 and the year 2000. Both the secondary and tertiary trade areas witnessed a similar pattern and future trend in population in these areas.

In order to further analyze the population change, we have examined the distribution of the population by age. When analyzing the population distribution by age, it should indicate in what age groups the population shifts are projected to take place. This is important to distinguish if it will have a great impact on the retail sales of the subject center. Shifts in the age groups under


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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------


24 years of age will affect the subject; however, less drastically than changes in the subject's core market approximately between the ages of 25 and 54.

As illustrated in the Profile Report located in the Addenda, a large percentage of the population in all three trade areas are in the age groups from 25 - 54. Estimated figures for 1995 indicated that the median age was slightly higher than the 1990 census in all three trade areas ranging from 35.3 to 35.8. Overall, the diversification among age groups is very common among other retail trade areas.

Household Trends

When analyzing the demographics for a retail center, it is most important to focus on the trends in the household population. A household consists of one or more persons occupying a dwelling unit. A family would be considered a household unit; however single persons living alone or two or more unmarried persons sharing a dwelling are also considered a household unit. The household unit is perhaps the best indicator in determining the economic health of a trade area. One of the important components which bonds a household together is it's economic strength as a unit as compared to the economic viability of an individual; single person households not withstanding. If the population is slightly decreasing and yet the number of households is increasing, this would not necessarily be a negative indicator. This would imply that the average household size was shrinking. Each household has demand for goods that likely is not duplicated with a larger household size. This demand is duplicated however in the number of households.

Similar to population figures, the number of households in the trade area increased between 1980 and 1990. Subsequently, the number of households increased between 1990 and 1995 though at an accelerated pace in comparison to the decline witnessed in the previous decade. The number of households are projected to increase further in all three trade areas in upcoming years.

Household Income

The median household income in the subject's trade areas increased annually at an average rate of 2.4% from 1990 to 1995. Thus, the household incomes in the area grew at a pace slightly below inflation during this period. The projected annual income growth rates between 1995 and the year 2000 are approximately 2.5%, again below the projected rate of inflation. Overall, household income levels varied slightly between the three trade areas. The median household income levels ranged from $33,757 to $37,599 in 1995 with the tertiary trade area representing the upper end of the range.


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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------


Employment

The income characteristics of the trade areas for the subject property indicate that this is a predominately white-collar market. The primary trade area had the highest percent in white- collar employment at 58.0%, while the tertiary trade area had the lowest at 55.2%. Blue-collar employment percentages in the primary, secondary, and tertiary trade areas were 24.5%, 26.5% and 29.3%, respectively. The remaining percentages were in special services categories.

The 1990 Census information indicates that the unemployment rates ranged from a low of 5.6% in the tertiary trade area to a high of 6.2% in the primary trade area. As discussed in the Location Analysis, the most recent unemployment rate in Monroe County was 8.0% which indicates an overall increase in employment from the 1990 Census. We feel the subject market will witness modest employment growth in upcoming years and a declining unemployment rate.

Expenditure Potential

The Expenditure Potential charts located in the Addenda outline Strategic Mapping, Inc. retail sales projections for the subject trade area. The highest sales growth in the primary trade area appears to be for electronics, drug, and video stores. These three categories also represent high growth in the secondary and tertiary trade areas. The average growth rate for retail sales in the primary trade area is projected at 3.46% in the primary trade area, 3.52% in the secondary trade area and 3.61% in the tertiary trade area.

Strategic Mapping, Inc. examines the product potential for various store types for each portion of the subject trade area. Based on statistical sampling, Strategic Mapping has derived a benchmark per household expenditures for each store type. Comparing the figures in the trade area to the benchmark figure, it is apparent that those individuals in the subject trade area are much more likely to spend on items in drugs, groceries, and convenience stores.

The Strategic Mapping Expenditure Potential Index is defined as follows, 'An index which shows the amount by which an area per household expenditures, differed from that of the benchmark.' The benchmark is defined as the average or common expenditure among households for a larger region. Values below 100 signify that this area is below the benchmark per household expenditures and correspondingly values above 100 indicate a higher than average expenditure per household. The overall Expenditure Index for the primary area is 97.3, while the benchmark indices for the secondary and tertiary trade areas are 101.0 and 102.9, respectively. In conclusion, the expenditure indices for the subject primary trade area indicates that the trade area populations spend less than the benchmark household on retail goods, while the expenditure indices for the secondary and tertiary trade areas indicate that the trade area


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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------


populations spend more than the benchmark. The area generates retail sales based on the existing population, as well as the increasing income potential.

Market Indicators

The subject center contains 5 tenant suites ranging in size from approximately 1,000 to 61,489 square feet. Discussions with local leasing agents reveal that typical ground level satellite space rents in the area generally range from $5.50/SF to $16.00/SF, depending upon the physical and locational characteristics of the space and $5.50/SF to $10.50/SF for anchor space depending upon the same criteria. Percentage rent clauses tend to be uncommon for satellite tenants. Retail leases are typically structured on an absolute net basis with flat rents over the term. Based upon discussions with brokers and managing agents in the area as well as our observations during our inspection, competing centers in the subject's market area have vacancy rates which generally fall within the 0.0% to 7.0% range with an average vacancy rate of approximately 4.0%. The subject center is currently 100% occupied.

Summary

Future projections indicate continued increases in the population and households in all three trade areas from 1980 through 1995. Further, the trade areas exhibit increased spending potential over the same period. However, income levels appear to be increasing at rates slightly below projected inflationary rates which is common during periods of economic recovery. Overall, the subject trade areas reflect average retail characteristics. Due in part to a lack of competition in the immediate area, we conclude that the trade area represents a viable retail market.


--------------------------------------------------------------------------------

                                                            PROPERTY DESCRIPTION


                              PROPERTY DESCRIPTION

================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------


                                  SITE ANALYSIS

The description of the site can be detailed as follows:

     Location:              The subject is located at the northwestern corner of
                            Third Street and McConnell Streets in Stroudsburg,
                            Monroe County, Pennsylvania.

     Assessor's Parcel

     Number:                18-7301-19-60-2658
                            18-7301-19-60-7249
                            18-7301-19-60-6275
                            18-7301-19-60-5429
                            18-7301-19-60-4252

    Land Area(2)            The subject sites contain a total of 7.40 acres, or
                            322,344 square feet.

    Shape and Frontage:     The site is irregular in shape and has over 500 feet
                            of frontage along Third Street.

    Topography and
                            The site is generally level. Our investigation did
    Drainage:               not reveal any significant drainage problems.

    Soils: No soil report was provided and it is assumed that the soil is adequate for the existing use.

    Easements:              No title report was provided in connection with this
                            appraisal. No survey showing the location of easements was available. Thus, it is not possible to make a definitive conclusion regarding any potential impacts on value of the location of any such easements or encroachments. It is specifically assumed that any easements, restrictions, or encroachments that might appear against the title would have no adverse impact on marketability or value.

    Covenants, Conditions,  No private deeds or restricting  covenants affecting
    and Restrictions:       development, other than zoning, were found to affect
                            the site.

    Utilities:              All public utilities including gas, electricity and
                            telephone as well as water, storm and sanitary sewer systems are available to the

----------

(2) Source: Monroe County Tax Assessor's Office


--------------------------------------------------------------------------------

================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------


                            site.

    Flood Zone:             According to maps published by the Federal Emergency
                            Management Agency (FEMA), the subject lies within Zone C as indicated on FEMA Community Map Panel No.
                            420694-001 B, dated December 31, 1976. This zone is described as follows:

                            FEMA Zone C: "This area is identified in the community flood insurance study as an area of moderate or minimal hazard from the principal source of flood in the area. Buildings in this zone could be flooded by severe, concentrated rainfall coupled with inadequate local drainage systems. Local storm water drainage systems are not normally considered in the community's Flood Insurance Study. The failure of a local drainage system creates areas of high flood risk within this rate zone."

    Environmental Issues:   The value estimate rendered in this report is
                            predicated on the assumption that there is no hazardous material on or in the property causing a loss in value. No evidence of hazardous waste or toxic materials was visible and CB Commercial has no knowledge of the existence of these substances on or in the subject property. However, CB Commercial is not qualified to detect hazardous waste or toxic materials.

    Adjacent Properties

    North:                  Residential uses.

    South:                  Industrial and retail uses.

    East:                   Industrial uses.

    West:                   Residential uses.

    Conclusion:             The subject is a 7.40-acre site on a paved street
                            served by necessary utilities. Access and visibility are considered to be good. There are no adverse soil conditions of which CB Commercial Real Estate Group,
                            Inc. is aware. The shape of the parcel is irregular and results in no specific limitation. The topography is sloping though possesses no specific development limitation. There is no excess land and the unimproved portions of the site are fully utilized by a macadam parking lot. From a physical standpoint, the site is considered to be adequate for many types of development.


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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------


                              IMPROVEMENT ANALYSIS

The subject improvements were constructed in 1974. The improvements consist of two single-story buildings containing a total of 130,569 square feet of gross leasable area. The shopping center contains 5 tenant suites. The following is a description of the improvements based on our physical inspection, municipal records and from discussions with and materials provided by the client. The basic construction features are summarized as follows.

Construction Class          The class of construction is the basic subdivision
                            in Marshall Valuation Service which divides all buildings into five basic groups by type of framing
                            (supporting columns and beams), walls, floors, roof structure, and fireproofing. The subject is considered to be of construction Class B(3).

Competitive Rating          The subject is considered a Class B building in
                            terms of quality as it is perceived in the marketplace.

Foundation                  Poured concrete

Frame                       Concrete block over a steel frame

Floor Construction          Concrete slab

Exterior Walls Load-bearing concrete block over a steel frame with split-faced block.

Fenestration                Aluminum framed glass windows and double-paned glass
                            front doorways.

Roof Structure & Covering Flat, presumably built-up composition covering over steel deck with steel bar joist supports. We were unable to inspect the roof and assume the roof is in average overall condition.

Exterior Condition          Average

Interior Partition System   Metal studs with gypsum board cover.

----------

(3) The primary characteristic of Class B Buildings is the reinforced concrete frame in which the columns and beams can be either formed or precast concrete. They may be mechanically stressed, and the structure is fire resistant.


                      (Source: Marshall Valuation Service)
--------------------------------------------------------------------------------

================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------


Interior Finishes - Tenant
Space
                            Floors:   Combination of vinyl tile and carpet.

                            Walls:    Painted or covered gypsum board.

                            Ceilings: Suspended acoustic tiles.

                            Lighting: Recessed florescent lighting.

                            Summary:  The interiors of the subject are
                                      considered to be of average to good
                                      quality and similar to competitors.

HVAC Heating and ventilation is provided to the majority of the tenant suites by roof-mounted HVAC units. Each of these units pump the hot air throughout its suite via sheet metal air duct work hidden above the dropped ceiling. Air conditioning is supplied by the same system utilizing the duct work and supplying cool air during the summer months. The HVAC system is a gas-fired forced air system.

Electrical                  The electrical system is assumed to be in good
                            working order and adequate for the building.

Fire Protection             It is assumed that the subject has adequate fire
                            alarm systems, fire exits, fire extinguishers, fire escapes and/or other fire protection measures to meet local fire marshal requirements.

Plumbing The plumbing system is assumed to be in good operating condition.

Parking                     Surface parking is provided for 208+/- vehicles.

Landscaping                 Landscaping on the subject property is minimal which
                            is typical within the subject neighborhood.

ADA Compliance              Handicap access appears to be available to all areas
                            of the center. However, we are not qualified to determine compliance with the requirements. Please refer to the specific limiting condition regarding
                            ADA compliance.

Environmental Issues        The value estimate rendered in this report is
                            predicated on the assumption that there is no hazardous material on or in the


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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------


                            improvements which would cause a loss in value.

Functional Quality          The interior floor plans are flexible and will
of Space                    accommodate a variety of tenant layouts. There are
                            no observed design problems and none are reported by management. Access to the tenant suites is available at the front and rear of the center. There are no elevators within the center.

Deferred Maintenance        No deferred maintenance was observed or reported.
                            The improvements have been adequately maintained since it was constructed in 1974.

Economic Age and Life       Based on the current condition, we estimate the
                            effective age to be approximately 20 years.
                            According to the Marshall Valuation Service cost guide, buildings of this type and quality have an expected life of approximately 45 years. Therefore, the remaining economic life (expected life minus effective age) is estimated at 25 years. While we observed nothing to suggest a different economic life, a capital improvement program could extend life beyond that stated above.

Quality/General Condition   The subject property conforms well with competitors
                            and substitutes in the area. The quality of construction is typical of the area. Interior amenities are similar to competing properties of the same approximate age. The general condition of the improvements is average. We observed no evidence of structural fatigue and the improvements appear sound. We are not qualified to determine structural integrity, however, and recommend that the reader rely upon an expert in this field for further determination.

Conclusion/Comments         The subject property is an average quality shopping
                            center located in a relatively stable area. The improvements generally conform with competitors and substitutes in the neighborhood.


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================================================================================
                                                                          ZONING
--------------------------------------------------------------------------------


                                     ZONING


The subject's zoning requirements are detailed below.

================================================================================
                            ZONING SUMMARY
--------------------------------------------------------------------------------
Current zoning:          C3, Heavy Commercial
Legally conforming?:     Yes
Uses permitted:          Retail, Commercial Services, Nursing Home, Parking
                         Garage, Shopping Center.
Zoning change            Not Likely
--------------------------------------------------------------------------------
          Category                         Zoning Requirement
--------------------------------------------------------------------------------
Maximum Lot Size         2 acres.
Maximum Site Coverage    30%
Front Setback            10 feet
Rear Setback             30 feet
Side Yard Setbacks       10 feet
Height Limit             40 feet
Parking                  1 spaces per every 100 sq. ft. of area used to serve
                         customers
--------------------------------------------------------------------------------
Source: Borough of Stroudsburg Zoning Ordinance
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

ZONING ANALYSIS AND CONCLUSIONS

According to the Borough of Stroudsburg ordinance, the subject property is a legal and conforming use under current guidelines. In addition, the property appears to conform to bulk and setback requirements as well as to parking requirements.


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================================================================================
                                                                    TAX ANALYSIS
--------------------------------------------------------------------------------


                             TAX AND ASSESSMENT DATA

The subject property is assessed by Monroe County, Pennsylvania, at approximately 25% of the assessor's estimated market value. The last general assessment of properties in Monroe County was in 1989. A re-valuation has not been rescheduled. School taxes are collected on a fiscal year and town/county taxes are collected on a calendar year. The subject's assessed value and current taxes are summarized below.

    =======================================================================
                   CURRENT ASSESSMENT AND TAX INFORMATION (1995)
    -----------------------------------------------------------------------
                                 Land       Building         Total
              Tax ID          Assessment   Assessment   Assessed Value
    -----------------------------------------------------------------------
        18-7301-19-60-2658     $ 90,770     $278,900       $369,670
        18-7301-19-60-7249     $ 22,380     $ 2,140        $ 24,520
        18-7301-19-60-6275      $ 6,250       $ 0           $ 6,250
        18-7301-19-60-5429     $109,980     $326,800       $436,780
        18-7301-19-60-4252     $ 21,630       $ 0          $ 21,360
        18-7301-19-60-2212      $ 4,102     $ 20,825       $ 24,927
        18-7301-19-60-1372      $ 4,119     $ 14,777       $ 18,896
                                -------     --------       --------
              TOTALS:          $259,231     $643,442       $902,403
    -----------------------------------------------------------------------
    Source: Monroe County Assessor's Office
    Compiled by: CB Commercial Real Estate Group, Inc.
    =======================================================================

Based on the current tax rate of $100.25 per $1,000 assessed value, the estimated taxes for the subject amount to $90,465, or $0.69 per square foot based on the rentable square footage of the center. The real estate taxes include two parcels which are under a ground lease.

Tax and Assessment Conclusion

We have estimated the taxes for the shopping center at $90,465 for calendar year 1996 in our cash flow. Our discussions with the assessor indicated that the subject's taxes have increased in-line with the area's inflation rate, or approximately 3.0% per annum. We have therefore projected a long-term tax growth for all taxes equal to 3.0% per year.


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================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------


                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria that the highest and best use must meet are:

                  o     legal permissibility;
                  o     physical possibility;
                  o     financial feasibility; and
                  o     maximum profitability.

Highest and best use is applied specifically to the use of a site as vacant. It is recognized that in cases where a site has existing improvements, the concluded highest and best use as if vacant may be different from the highest and best use given the existing improvements (as improved). The existing use will continue, however, until the land value, in its highest and best use, exceeds that total value of the property under its existing use plus the cost of removing or altering the existing structure.

Implied in the highest and best use is a recognition of the contribution of a specific use to the community environment or to the community's development goals, in addition to wealth maximization of individual property owners. Also implied is that the conclusion of highest and best use that results from the appraiser's judgment and analytical skill, i.e., that the use determined from the analysis represents an opinion, not a fact to be found.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

HIGHEST AND BEST USE AS THOUGH VACANT

Legal Permissibility

The legally permissible uses were discussed in detail in the site analysis and zoning sections of this report. Based on our review of the zoning restrictions, the site can be developed with several different uses, including retail and commercial office uses.

Physical Possibility

The physical characteristics of the subject site were discussed in detail in the site analysis. Overall, a wide range of legally permissible uses would be physically possible, including a variety of commercial uses.


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================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------


Financial Feasibility

The test of financial feasibility is put only to those uses which are legally permissible and physically possible. If the property is capable of generating a sufficient net income to cover the required rate of return on investment and provide a return to the land, then the usage is financially feasible within a defined price limit.

In our determination of financial feasibility we have analyzed current market rental rates for several different property types. The net income produced by the proposed or new improvements must provide a return above the cost to develop the property, including acquisition of the land.

Through a cost/income analysis we have determined that development of the subject site is not financially feasible at this time. Based on the analysis of supply and demand factors at the present time, rents achieved for retail and/or office uses would not support the cost of construction. Based on the aforementioned, we have determined that development of the subject site at the present time with a retail center is not currently feasible.

Maximum Profitability

The final test of highest and best use of the site as though vacant is the use be maximally productive, yielding the highest land value. Based on our feasibility analysis we have determined that land banking the subject site is the maximally productive use at the present time.

Conclusion: Highest and Best Use As Vacant

The concluded highest and best use of the subject as though vacant is land banking until such time that development of the site with a retail/commercial facility is financially feasible.

HIGHEST AND BEST USE AS IMPROVED

Legal Permissibility

As discussed, the subject site's zoning and legal restrictions permit a variety of land uses. Regardless, the site has been improved with a neighborhood shopping center. Based upon review of the Borough of Stroudsburg's Zoning Ordinance, it is our opinion that the improvements are within the established guidelines.


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================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------


Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the improvement analysis section of this report. Overall, the layout and positioning of the improvements is considered functional for shopping center use, and the floor plan is considered to be reasonable in comparison to other shopping centers in the area. The improvements have good retail features, have been adequately maintained, and are physically capable of sustaining their current use over the extended future.

Financial Feasibility

As with the highest and best use of the site as though vacant, the financial feasibility of the site as improved is market derived. Typically, for retail properties similar to the subject, the test of feasibility is based on the amount of rent that can be generated less operating expenses. If a residual amount exists after paying the various expenses, then the land is being put to a productive use. At present, the subject is 100% occupied. CB Commercial estimates that the appropriate stabilized market occupancy approximates 95%. Based on the historical and current operating status of the subject property, CB Commercial anticipates that the improvements are capable of providing an adequate return on the investment before any debt service requirements. Therefore, we conclude that the current use of the improvements is a financially feasible use of the property as improved.

Maximum Profitability

Similar to the highest and best use of the site as though vacant, the maximum profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use.

Conclusion: Highest and Best Use as Improved

Based on the foregoing discussions, CB Commercial concludes that the highest and best use of the property, as improved, is consistent with the existing use as a shopping center. There are no apparent alternative uses of the existing improvements that would produce a higher net income and/or value over time than the current use. The current use is a legally permissible use and appears to represent the highest and best use as improved.

Furthermore, CB Commercial does not believe that conversion of the improvements or demolition is warranted or financially feasible.


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                                                                       VALUATION


                                    VALUATION

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                                                           APPRAISAL METHODOLOGY
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                              APPRAISAL METHODOLOGY


The appraisal process is defined as an orderly program by which the problem is planned and the data involved is acquired, classified, analyzed and interpreted into an estimate of value. In this process three basic approaches to value are considered: Cost Approach, Sales Comparison Approach, and Income Capitalization Approach. In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

The final step in the appraisal process is reconciliation -- a process by which CB Commercial analyzes alternative conclusions and selects a final value estimate from among two or more indications of value. CB Commercial weighs the relative significance, applicability and defensibility of each approach as it relates to the type of property being appraised.

THE COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.

SALES COMPARISON APPROACH

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences with the final estimate derived based on the general comparisons.


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                                                           APPRAISAL METHODOLOGY
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The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of atypical conditions affecting the sales price. Although there have been few sales in the region, the sales that were gathered were utilized to form an opinion of value. However, given the lack of relevant sales data, we have not placed minimal reliance upon this approach and have used it to provide additional support to the Income Approach.

INCOME CAPITALIZATION APPROACH

The methodology of the Income Capitalization Approach is to determine the income-producing capacity of the property on a stabilized basis by estimating market rent from comparable rentals, making deductions for vacancy and collection losses and building expenses, then capitalizing the net income at a market-derived rate to yield an indication of value. The capitalization rate represents the relationship between net income and value.

Related to the direct capitalization method is the discounted cash flow method. In this method of capitalizing future income to a present value, periodic cash flows (which consist of a net income less capital costs, per period) and a reversion (if any) are estimated and discounted to a present value. The discount rate is determined by analyzing current investor yield requirements for similar investments.

Since investors are active in the marketplace for properties similar to the subject, the Income Capitalization Approach is particularly applicable to the appraisal problem at hand. There is an adequate quality and quantity of income and expense data available to render a reliable and defensible value conclusion. For income producing properties similar to the subject, the Income Capitalization Approach is considered to be the most reliable. Therefore, this approach has been employed as the primary methodology for this assignment.


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                                                       SALES COMPARISON APPROACH
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                            SALES COMPARISON APPROACH

The Sales Comparison Approach provides an estimate of market value based on analyzing transactions of similar properties in the market area. The method is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing one with the same utility. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed.

There are various units of comparison available in the evaluation of sales data in this approach. The sale price per square foot is the most commonly used in this approach. The effective gross income multiplier (EGIM) is rarely used by market participants because of the inconsistencies in estimating effective or gross income, vacancy, and expense differences.

We conducted a thorough sales search for comparable shopping centers in the subject's market area. Through our sales search, we were able to identify a limited number of sales with similar characteristics to the subject. The following table summarizes what are considered to be the most recent and proximate comparable sales. Detailed write-ups of each comparable are included in the addendum.

==================================================================================================================
                                         SUMMARY OF COMPARABLE RETAIL SALES
==================================================================================================================
                                              Gross
 No.   Property Name/ Location      Sale     Leasable                       NOI           OAR          Sale Price
                                    Date     Area (SF)     Sale Price     Per S.F.                       Per S.F.
------------------------------------------------------------------------------------------------------------------
  1   15th & Allen St. Center       1/96       46,503      $4,242,000      $ 9.94         10.89%         $ 91.22
      1401-1451 Allen Street
      Allentown
      Lehigh County, PA
  2   Stefko Shopping Center        1/96      134,446      $5,618,000      $ 4.59         10.99%         $ 41.79
      Stefko Boulevard
      Bethlehem
      Northampton County, PA
  3   Town Center Shpg. Ctr.        11/95     118,776      $5,714,998      $ 5.49         11.40%         $ 48.12
      Route 202 & Lenape Dr
      New Britain, Bucks Co PA
  4   Hamburg Shopping Ctr.         3/94      42,000       $2,705,000      $ 7.49         11.64%         $ 64.40
      S. 4th St. & Valley Road
      Hamburg, Berks Co., PA
------------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
==================================================================================================================


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                                                       SALES COMPARISON APPROACH
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                              COMPARABLE SALES MAP
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                               [GRAPHIC OMITTED]

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Compiled by:  CB Commercial Real Estate Group, Inc.
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                                                       SALES COMPARISON APPROACH
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ANALYSIS OF IMPROVED SALES

The sales reflect unit prices ranging from a low of about $41.79 to a high of approximately $91.22/SF with the significant difference reflecting the economics of the various centers. The sales all had high levels of occupancy and were in generally good condition. The difference in unit prices then were more directly tied to net operating income and investor yield rates.

The comparable sales presented offer a simplistic view of the market. Since only general details of existing income and expenses were available, specific analysis is nearly impossible. Accordingly, this method acts as a general gauge of the market and therefore will be utilized as support to our findings in the Income Approach.

Analysis

The following discussion analyzes the aforementioned comparables relative to the subject property.

Sale 1

      Sale number one, located at the intersection of 15th Street and Allen Street in Allentown, is a 46,503 square foot shopping center which sold in January of 1996 for $4,242,000, or $91.22/SF. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed circa 1950 and was in very good overall condition at the time of sale since it was recently renovated. Access, exposure, visibility, and general locational attributes of the center are superior to the subject; however, the center is similar in size to the subject. Market conditions at the time of sale were similar to current market conditions. This sale's NOI is reportedly $462,049, or $9.94/SF indicating an overall rate of 10.89%. The economics of this property, at least in terms of NOI per square foot, are superior to the subject.

Sale 2

      Sale number two, located in the City of Bethlehem, consists of a single-story community center which contains an aggregate 134,446 square feet. This center, known as the Stefko Shopping Center, sold in January of 1995 for $5,618,000 or $41.79/SF of gross leasable area (GLA). Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed in 1965 and appeared to be in average condition. The property's location with regard to access and visibility are considered superior to the subject. Furthermore, the center is significantly larger than the subject. Market conditions at the time of sale


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                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------


      were similar to current market conditions. The NOI was reportedly $617,577 ($4.59/SF) indicating an overall rate of 10.99%. This property operates at a level of net income that is similar to the subject.

Sale 3

      Sale number three, Town Center Shopping Center, is located in New Britain, Bucks County. It is a 118,776 square foot shopping center which transferred in November 1995 for $5,714,998, or $48.12 per square foot. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed circa 1967 and was in good overall condition at the time of sale. Access, exposure, visibility, and general locational attributes of the center are superior to the subject. Market conditions at the time of sale were similar to current market conditions. This sale's NOI is reportedly $652,080, or $5.49 per square foot, indicating an overall rate of 11.4%. The economics of this property in terms of NOI per square foot are relatively similar to the subject.

Sale 4

      Sale number four is located on Valley Road off of South Fourth Street in Hamburg, Berks County, Pennsylvania and consists of a single-story neighborhood center which contains 42,000 gross leaseable area. This center, known as the Hamburg Shopping Center, sold in March 1994 for $2,705,000, or $64.40/SF. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed in circa 1980 and appeared to be in good overall condition. The property's location with regard to access and visibility are considered superior to the subject. Furthermore, the center is significantly larger than the subject. Market conditions at the time of sale were similar to current market conditions. The NOI was reportedly $314,580 ($7.49/SF) indicating an overall rate of 11.64%. This property operates at a level of net income that is superior to the subject.

Net Operating Income Analysis

The net operating income level for the comparables ranged from $4.59 to $9.94 per square foot, per year. The subject has a projected NOI for the coming year of $582,724 or $4.46 per square foot reflecting full and stable occupancy. Given the correlation between price paid per square foot and NOI per square foot it would seem reasonable to conclude that the subject would sell within the range established by the comparable properties.


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                                                       SALES COMPARISON APPROACH
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The following chart depicts the calculations involved in developing adjustment factors to be applied to the respective price per square foot units of comparison developed from the comparables employed.

================================================================================
                       NET OPERATING INCOME (NOI) ANALYSIS
--------------------------------------------------------------------------------
 Sale    Subject's NOI/SF                Sale Price    Adjustment  Adjusted $/SF
 No.      Sale's NOI/SF     Multiplier      $/SF                    for Subject
--------------------------------------------------------------------------------
  1          $4.46           0.45           $91.22    -$50.17          $41.05
             -----
             $9.94

  2          $4.46           0.98           $41.79     -$0.83          $40.96
             -----
             $4.59

  3          $4.46           0.81           $48.12    -$ 8.66          $39.46
             -----
             $5.49

  4          $4.46           0.60           $64.40    -$25.76          $38.64
             -----
             $7.49

================================================================================

For the most part, there is a direct correlation between the NOI/SF and sale price per square foot. As the net income level increases, so does the price paid per square foot. After adjusting the four sales, they support a range of value for the subject between approximately $38.64/SF to $41.05/SF. Based on our analysis, the subject's value would be approximately $41.00/SF. The subject has a total building area of 130,569 square feet. The value estimate via the Sales Comparison Approach is calculated as follows:

             ======================================================
             Net Rentable Area of          130,569 square feet
             Subject
             Value per square foot        $41.00 per square foot
             Indicated Value:                   $5,353,329
             ROUNDED:                           $5,400,000
             ======================================================

Overall, very little emphasis has been placed on this approach because of the quality of the data. It is used primarily as a check of the value derived via the Income Approach.

We estimate the as is market value of the leased fee interest in the subject property, via the sales comparison approach, as of June 1, 1996, is:

               --- FIVE MILLION FOUR HUNDRED THOUSAND DOLLARS ---
                                  ($5,400,000)

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                                                  INCOME CAPITALIZATION APPROACH
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                         INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over period of time. The two common valuation techniques associated with the Income Capitalization Approach are direct capitalization and the discounted cash flow (DCF) analysis.

DIRECT CAPITALIZATION

Direct capitalization is the method used to convert a single year's estimate of income into a value indication. In direct capitalization, a precise allocation between return on and return of capital is not made because investor assumptions or forecasts concerning the holding period, pattern of income, or changes in value of the original investment are not simulated in the method. Direct capitalization is most appropriate when analyzing a stable income stream and in estimating the reversion at the end of a holding period. Using this method, the following sets forth the process:

      1. Estimate the Potential Gross Income (PGI) from all sources that a competent owner should be able to generate from a property based on existing and/or market rents.
      2. Deduct an estimate of Vacancy and Collection Loss (VCL) to arrive at an Effective Gross Income (EGI) estimate.
      3. Deduct operating expenses from the estimate of EGI. The result is an estimate of the stabilized Net Operating Income (NOI).
      4.    Estimate an Overall capitalization rate (Ro, or OAR).
      5. Divide the NOI by Ro, resulting in a value estimate at stabilized occupancy.
      6. Adjust the stabilized value to account for "As Is" condition, if applicable.

DISCOUNTED CASH FLOW ANALYSIS

The discounted cash flow (DCF) analysis is a detailed analysis used when the future income is expected to be variant, usually as a result of numerous lease obligations and/or anticipated changes in income and expenses. It is also particularly relevant when institutional buyers are the most likely purchasers of the subject because institutional buyers often place great weight on this analysis. The DCF analysis specifies the quantity, variability, timing, and duration of NOIs and cash flows. Selecting the proper yield rate (discount rate) is essential. CB Commercial must consider the target yield sought by investors as well as yields derived from comparable sales and/or market information. The methodology is:

      1. Estimate the before-tax cash flows for each period of a projected holding period net of any capital expenditures such as leasing expenses and tenant improvements.


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                                                  INCOME CAPITALIZATION APPROACH
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      2.    Estimate a discount rate and a terminal overall capitalization rate.
      3. Estimate a selling price, known as the reversion, for the end of the projected holding period.
      4. The cash flows and the reversion are then discounted to a present value estimate.

APPROPRIATE CAPITALIZATION METHOD

A number of factors were considered in evaluating the appropriateness of using the direct capitalization method and/or the DCF technique including the occupancy status, lease structures, above/below market rents and typical buyer behavior. As a result of considering the foregoing factors, both the DCF technique and the income capitalization technique are employed in this appraisal.

ESTIMATE OF MARKET RENT

Rent analysis involves both a study of market (comparable) rentals and the subject's existing rents (if any). Market rent is the rent that a property would most probably command in the open market; indicated by the current rents paid and asked for comparable space.

SUMMARY OF COMPARABLE RENTALS

CB Commercial surveyed competitive properties and lease transactions for comparison to the subject. The selected comparable rentals are summarized in the following chart with a map and discussions of each comparable provided on the following pages.


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                                                  INCOME CAPITALIZATION APPROACH
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============================================================================================================================
                                      SUMMARY OF COMPARABLE SATELLITE SPACE RENTALS
----------------------------------------------------------------------------------------------------------------------------
          Center Name &                     Term   Start
 No.        Location           Tenant      (Yrs)    Date     Size      Rent/SF   Escalation             Comments
----------------------------------------------------------------------------------------------------------------------------
  1     Kingston Plaza     Everything       1 yr    9/95    6,500      $5.50      $950 Step            No Option
        Third Avenue       $0.99 Store     3 mos                                  in Year 2   % Rent = 3% over $1,191,660
        East of Pierce
        Street,
        Kingston, PA
----------------------------------------------------------------------------------------------------------------------------
  2     Mark Plaza         Spectrum Rents  5 yrs   10/95    3,600      $8.00      Flat for      1 5-yr Option @ $9.00/SF
        N/S Route 11,                                                               term
        Edwardsville, PA

                           Keens Floral    5 yrs    8/95    7,000      $8.00       Annual       1 5-yr Option @ $8.83/SF
                           Factory                                                 step-up      % Rent = 3% over Natural
                                                                                                       Breakpoint
                           Mattress Man    5 yrs    7/95    3,600     $11.50      Flat for             No Option
                           (Pad Site)                                               term        % Rent = 4% over Natural
                                                                                                       Breakpoint
----------------------------------------------------------------------------------------------------------------------------
  3     Birney Plaza       Everything      3 yrs   09/95    4,000      $7.00      Flat for      1 3 yr Option @ $7.50/SF
        N/S Route 11,      $0.99 Store                                              term       % Rent = 3% over $933,000
        Moosic, PA
----------------------------------------------------------------------------------------------------------------------------
  4     Triangle Plaza     Electronic      5 yrs   06/95    2,400     $11.50       Annual              No Option
        Route 115          Systems                                               Percentage            No % Rent
        Wilkes-Barre, PA                                                          increase

                           TCBY            5 yrs   03/95    2,200     $11.00       Annual            1 5 yr Option
                                                                                 Percentage            No % Rent
                                                                                  increase
                           Party City      10 yrs  05/94    9,910     $11.00      $1.65/SF             No Option
                                                                                   Step-up             No % Rent
----------------------------------------------------------------------------------------------------------------------------
  5     Gateway Plaza      Holiday Hair    3 yrs   06/94      950     $15.48       Annual              No Option
        N/S Route 11,      Fashions                                              Percentage            No % Rent
        Edwardsville, PA   (Renewal)                                              increase
                           McKenzie        3 yrs   06/94    3,080     $ 8.50       Annual              No Option
                                                                                 Percentage            No % Rent
                                                                                  increase
============================================================================================================================
                                        SUMMARY OF COMPARABLE ANCHOR SPACE RENTALS
============================================================================================================================
  6     Pottstown Center   Wal-Mart       20 yrs   07/95   121,267     $6.99      Flat for          6, 5-yr Options
        Montgomery Cty.                                                             term               No % Rent
        Pottstown, PA

  7     Route 6 Mall       K-Mart         25 yrs   03/95   119,229     $5.77      Flat for          10, 5-yr Options
        N/S Route 6,                                                                term      % Rent = 1% over $20,000,000
        Wayne County
        Honesdale, PA

  8     Bradford Towne     K-Mart         25 yrs   07/94    94,481     $5.00      Flat for          10, 5-yr Options
        Centre,                                                                     term      % Rent = 1% over $16,875,000
        Bradford County
        Wysox, PA

  9     Builder's Square   Builder's      25 yrs   03/94   106,400    $10.05      Flat for          10, 5-yr Options
        Center             Square                                                   term               No % Rent
        Cetronia Road
        Lehigh County
        Whitehall, PA
----------------------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
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                                                  INCOME CAPITALIZATION APPROACH
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                             COMPARABLE RENTALS MAP
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                               [GRAPHIC OMITTED]


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Compiled by:  CB Commercial Real Estate Group, Inc.
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                                                  INCOME CAPITALIZATION APPROACH
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ANALYSIS OF COMPARABLE RENTALS

We have obtained comparable leases from shopping centers situated within the subject's regional market area which are summarized above. In terms of satellite space, comparables #1 through #5 indicate that the leased spaces range in size from 950 to 9,910 square feet which adequately represents the subject's square footage range. All the leases cited were signed between 1994 and 1995 and represent the most recent leasing activity in the competitive marketplace. The leases include a variety of uses and represent a similar tenant mix to the subject center. The above leases are considered to be generally similar to the subject in terms of condition, quality and location. We have examined the average effective rental rates of these comparables and determined that the effective rent is similar to the face rent, since their was no tenant improvements or free and escalation's were similar.

These comparable centers are located throughout the metropolitan region in competitive areas to the subject property. Furthermore, they are all similar in age to the subject and considered to be of a similar functional design. All of the retail leases were written on a triple net basis, whereby the tenants assume their proportionate share of operating expenses, real estate taxes, and insurance. The higher rates typically reflect smaller satellite spaces, while lower rental rates are typically negotiated for anchor sized spaces. We have also considered asking rental rates in our analysis; however, they were deemed to be less reliable than the leases presented. As a result, we have not included asking rentals.

The satellite space face rental rates ranged from $5.50/SF to $15.48/SF with a central tendency of $9.75/SF. However, the majority fell between $8.00/SF and $11.50/SF. The rents at the upper end of the range, or those in the $11.50/SF range best reflect the subject property's achievable rents. As a result, we have concluded to a rental rate for the subject's satellite space of $12.00/SF for spaces ranging from 1,000 to 1,400 square feet. Based upon our analysis, we feel that a "net" rental rate of $12.00/SF is adequately supported. For larger spaces, greater than 5,000 square feet, we have applied a rental rate of $7.00 per square foot.

The anchor leases, or comparables #6 through #9, ranged from $5.00/SF to $10.05/SF with an average lease rate of $6.95/SF. The anchor rents reflect a close range for a variety of locations with the exception of comparable #9. However, this lease to builder's Square has no percentage rent clause and, as a result, agreed to pay a higher base rent. As a result, we have concluded to a rental rate within for the subject's anchor space of $5.00/SF. Based upon our analysis, we feel that a "net" rental rate of $5.00/SF is adequately supported.


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                                                  INCOME CAPITALIZATION APPROACH
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In addition to surveying comparable centers, we have also analyzed the most recent lease transactions at the subject center. Since there have been several recent leases at the subject property, these leases have been given substantial weight in our analysis of the subject's market rental rates. These leases are detailed below.

ANALYSIS OF SUBJECT LEASES

The following table summarizes the subject property's recent lease history.

===============================================================================
                       SUMMARY OF RECENT SUBJECT LEASES
===============================================================================
               New /     Term                Contract               TI's/  Free
    Tenant     Renew   (Years)  Date   Size    Rent   Escalation     SF    Rent
--------------------------------------------------------------------------------
Holiday Hair   Renew      5     7/96  1,000  $ 12.50  $500 Step in  None  None
  Fashions                                               Year 4

--------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
===============================================================================

The typical lease at the subject property is triple net whereby the tenant is responsible for reimbursing the landlord for such expenses as real estate taxes, insurance, and common area maintenance (CAM). There has been only one recent lease at the subject property. This new lease represented a lease renewal for $12.50 per square foot with a five-year term, which is which is similar to quoted market terms. Based on our survey of local leasing agents and owners, five year terms are most common with satellite tenants such as those found in the subject center. Therefore, for the purpose of our analysis, we have utilized a lease term of five years for all tenant suites for speculative renewals.

In our interviews with competing leasing agents and owners, we also inquired as to the market norm for rent escalations. Most of the agents agreed that one to three year leases are typically flat, with some sort of escalation or bump in five to 10 year leases. Regardless of the method of escalations, most of the subject and comparable leases have escalations which are intended to be similar to anticipated increases in the CPI. We have assumed that the rents will remain flat through the term of the lease (i.e., 5 years).

According to the subject leasing agent, TI's are typically not given, with the owner generally providing a " vanilla box" for new tenants and nothing for renewals. Retail space is typically taken "as-is" with the tenant fitting out their space to their own specifications. We project that no tenant alteration allowance would be provided for new or renewal leases.

All of the leasing agents surveyed reported minimal if any free rent. A review of the subject lease abstracts indicated that no free rent was typically offered to tenants that leased space in the subject center over the past three to four years. Therefore, based upon the most recent leases


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                                                  INCOME CAPITALIZATION APPROACH
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written at the subject center as well as conversations with local leasing agents, we have projected that no free rent will be offered to prospective tenants.

CONCLUSIONS: MARKET RENT ESTIMATE FOR THE SUBJECT PROPERTY

Based on the previous analysis, the current market lease parameters for the subject property are estimated as follows:

     ======================================================================
                            CONCLUDED MARKET LEASE TERMS
                              (PER SQUARE FOOT / YEAR)
     ----------------------------------------------------------------------
             Category                  Satellite Space      Anchor Space
     ----------------------------------------------------------------------
     Market Rent                     $12.00 & $7.00 (NNN)    $5.00 (NNN)
     Lease Term                            5 Years            20 Years
     Annual Escalation                       0.0%               0.0%
     Tenant Improvements                    $0.00               $0.00
     Free Rent (Months)                    0 Months           0 Months
     ----------------------------------------------------------------------
     Source: CB Commercial Real Estate Group, Inc.
     ======================================================================

CONTRACT RENT

As discussed, the subject consists of five tenant suites within two buildings. Currently, the subject is 100% occupied.

Through our research of the subject property, which included a complete review of lease abstracts, rent rolls (both current and historical), and detailed discussions with the on-site property manager, the following rent roll summary was utilized to detail currently leased suites and general information employed for this approach. Additionally, within the Addenda are copies of the tenant lease assumptions, generated by Pro-ject+ Plus, a computerized lease-by-lease analysis program.

Information submitted to us and contained in the Addenda provide additional support to the data and assumptions inputted for this method and is assumed to be correct and reliable. CB Commercial reserves the right to amend our input assumptions if any documentation is subsequently available which contradicts that assumed for this method. Located on the following page is the subject rent roll summary.


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                                                  INCOME CAPITALIZATION APPROACH
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================================================================================
                         MONROE PLAZA - STROUDSBURG, PA
                                    RENT ROLL
--------------------------------------------------------------------------------
                                 Square                      Rent     Annual
 Suite           Tenant           Feet     Begin     End      / SF     Rent
--------------------------------------------------------------------------------
   1     Ames Department Store    61,489   04/90    01/99    $ 1.54   $ 94,693
   2     Fay's Drug Store         13,716   10/82    10/02    $ 3.50   $ 48,006
   3     Shop Rite Supermarket    52,924   10/80    10/05    $ 4.58   $242,392
   4     Palumbo's Restaurant      1,440   07/81    05/01    $ 8.00   $ 11,520
   5     Holiday Hair Fashions     1,000   06/81    06/96    $12.00   $ 12,000
                                 -------                     ------   --------
         Total Leasable Area:    130,569          Average:   $ 3.13   $408,611
         Vacant Space                  0
         Occupancy-Overall          100%
================================================================================
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

ANALYSIS OF TENANCY

The subject is comprised of regional and local tenants including Ames Department Store, Fay's Drug Store, and Shop Rite Supermarket. Overall, the quality of the tenancy is considered to be good for the area. Current rental rates range from $1.54/SF to $12.00/SF.

SPECIAL LEASE PROVISIONS AND ASSUMPTIONS

The following discussion summarizes any lease provisions and assumptions of special note.

Pending Leases

Shop Rite is currently expanding its space from 45,000 square feet to 52,924 square feet. The lease is currently out for signature. We have, however, assumed that Shop Rite's expansion lease will commence November 1996.

Renewal Options

Options to renew at below or above market rent may have an impact on the valuation analysis. For example, if below market renewals are exercised, they may result in a downward impact on value. However, to the extent that re-tenanting costs are saved (rent loss during downtime, tenant improvements, leasing commissions, etc.), there may be an advantage in having the tenant renew at some rate below market rent in order to avoid these costs. The majority of recent leases at the subject have renewal options. Where applicable, if a tenants' option rent is below market, we have assumed that the tenant would exercise its renewal option. Conversely, if a tenants' option rent is above market, we have assumed that the tenant would not exercise its renewal option and terminate the lease.


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


EXPENSE REIMBURSEMENTS

Current and future hypothetical retail leases which will encumber the subject property will be based upon triple net lease structures and are consistent with recent leases written at the subject property and the market in general. The tenants will be responsible for reimbursing the landlord for their pro rata share of operating expenses including their pro rata share of CAM, real estate taxes and insurance. The pro rata share calculations for future tenants are calculated by dividing the tenant's occupied rentable area by the gross leasable area of the center.

The following is a breakdown of the subject's historical recoveries and CB Commercial's projections for the proforma. It should be noted that the subject's operating statements are based on a fiscal year basis, beginning June 1 and continuing through May 31.

Expense Reimbursements

Expense reimbursements for the subject property consist of real estate taxes, insurance, and common area maintenance. Common area maintenance expenses consist utilities, management fees, general and administrative, cleaning and repairs and maintenance expenses. The subject's historical expense reimbursements are as follows:

                        ===============================
                            EXPENSE REIMBURSEMENT
                        -------------------------------
                             Year       Total $ Amount
                        -------------------------------
                             1993           $84,017
                             1994           $95,827
                             1995           $89,711
                          1996 Budget       $91,085
                          Year 1 Pro        $95,058
                             Forma
                        -------------------------------
                        Source: Mark Centers Trust
                        ===============================

The first year of our DCF model indicates reimbursements of $95,058. Historical expense reimbursements have fallen in recent years due in part to a drop in expenses as management has attempted to cut costs in recent years. The budgeted amount appears to be unreasonably low based upon projected expenses and reimbursement clauses for existing tenants.

OTHER INCOME

This income category can be derived from several different sources including tenant service income, merchants association fees, late fee income, short-term storage income, professional services provided for the tenants by the landlord/management, ground rent as well as other miscellaneous sources. There is no other income associated with the subject property.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


PERCENTAGE RENT INCOME

In addition to the basic rental charges, the tenants are sometimes responsible for paying the landlord additional rent equal to a specified percentage of the tenant's gross sales made in, upon, or from the premises, over a breakpoint factor or according to a specific schedule. Three of the subject tenants have percentage rent clauses contained within their leases.

==============================================================================================
                                     PERCENTAGE RENT CLAUSES
----------------------------------------------------------------------------------------------
                                                                                 CBC's FY97
      Tenant      Breakpoint    Percent     Year    Gross Sales   % Rent Paid    Projection
----------------------------------------------------------------------------------------------
Ames              $3,650,000     2.00%      1994     $9,443,677    $111,149      $9,255,000
                                            1995     $9,265,138    $      0
                  $2,800,000     2.00%
Fay's Drugs       $3,000,000     1.50%      1994     $2,358,796    $      0      $2,360,000
                  $3,200,000     1.00%      1995     $2,649,126    $      0

Shop Rite        $15,000,000     1.25%      1994    $29,126,502    $145,811     $28,720,000
                 $20,000,000     1.00%      1995    $28,723,840    $143,765

Palumbo's Rest.    $288,000      5.0%       1994      $102,798     $      0       $115,000
                                            1995      $115,214     $      0

Holiday Hair       $200,000      6.00%      1994      $213,371     $      0       $185,000
                                            1995      $185,157     $      0
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
==============================================================================================

Given the aforementioned sales histories, we have projected the gross sales for each tenant as illustrated in the right column of the table. We have also projected that the gross sales figures will grow by 3.0% per annum over the course of the cash flow projection.

POTENTIAL GROSS INCOME

The potential gross income for the subject property is summarized as follows.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


              ===================================================
                 STABILIZED POTENTIAL GROSS INCOME (FY 1997)
              ---------------------------------------------------
                                                       Totals
              ---------------------------------------------------
              Total Minimum Rent                     $434,362

              Expense Reimbursement

                - Common Area Maintenance Recovery
                  (Includes Insurance Recovery)      $ 44,696
                - Real Estate Tax Recovery           $503629

                - Percentage Rent                    $267,946

              Potential Gross Income                 $797,366
              ---------------------------------------------------
              Source: CB Commercial Real Estate Group, Inc.
              ===================================================

VACANCY AND COLLECTION LOSS

This is an allowance for reductions in potential income attributable to vacancies, tenant turnover, and non-payment of effective rent. In the direct capitalization process, a market-derived, stabilized vacancy and collection loss estimate is subtracted from potential gross income in order to arrive at effective gross income. The subject property is currently 100% leased. Furthermore, the subject's competitive market exhibits a vacancy level of approximately 4.0%. Due to the long-term leases at the subject property, the average vacancy rate over the projected holding period, which is attributed to downtime between leases, approximates a minimal 1.0%. In addition to vacancy, we estimated a blended credit loss factor of 2.0% which takes into account both national and local tenants at the subject center. Therefore, the combined long-term vacancy and credit loss factor for the subject property amounts to approximately 3.0%. In the first year of our discounted cash flow analysis, the combined credit loss amounts to $23,921.

EFFECTIVE GROSS INCOME

Given our estimate of potential gross income, other income, and a vacancy and collection loss, the estimated effective gross income is derived as follows:

           ===========================================================
                        EFFECTIVE GROSS INCOME (FY 1997)
           -----------------------------------------------------------
           Potential Gross Income:                    $ 797,366
           Less: Collection Loss                      $  23,921
                                                      ---------
           Effective Gross Income:                    $ 773,445
           ===========================================================


Our estimate of effective gross income used in direct capitalization is $773,445. This figure is the same as the EGI in the first year of our cash flow in the discounted cash flow method.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


OPERATING EXPENSE ANALYSIS

In projecting the revenues and expenses for the subject property, we have analyzed the historical figures for fiscal years 1993 through 1995 as well as management's forecast of revenues and expenses for fiscal year 1996. In addition, we have utilized the Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers publication to assist in our analysis. We have considered the category " Regions 1, 2 & 3 (East): Open Shopping Centers" as the most representative of the subject property. A summary of the average expenses taken from this publication increased at an inflationary rate to reflect our fiscal year 1997 analysis are presented as follows:

                   ======================================
                        COMPARABLE EXPENSE ANALYSIS
                   --------------------------------------
                       Expense Category        P.S.F.
                   --------------------------------------
                     General & Administrative  $ 0.08

                     Repairs & Maintenance     $ 0.36

                     Services                  $ 0.46

                     Utilities                 $ 0.18
                                               ------

                           Total CAM           $ 1.08

                     Real Estate Taxes         $ 1.26

                     Insurance                 $ 0.15

                     Management Fees           $ 0.41

                   Total Operating Expenses    $ 2.90
                   --------------------------------------
                   Source: Institute of Real Estate
                   Management's 1995 Income/Expense
                   Analysis: Shopping Centers
                   ======================================

Our estimate of the subject's stabilized expenses are detailed as follows.

Common Area Maintenance

The subject's historical and projected common area maintenance (CAM) expenses are as follows:

                   ========================================
                       COMMON AREA MAINTENANCE EXPENSE
                   ----------------------------------------
                           Year           Total $ Amount
                   ----------------------------------------
                           1993               $41,039
                           1994               $48,696
                           1995               $43,858
                        1996 Budget           $55,291

                    CB 1996 Projection        $60,000
                   ----------------------------------------
                   Source: Mark Centers Trust
                   ========================================


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


Common area maintenance (CAM) charges generally includes various items such as general and administrative expenses, repair and maintenance expenses, utilities, and general services such as cleaning, landscaping, security, and common area insurance expenses. We project the total CAM expense in 1996, before management fees, at $60,000 or $0.46/SF. This is slightly lower than the average CAM expenses for the properties surveyed by IREM of $1.23/SF for open shopping centers in the east. However, the subject's historical expenses have ranged from $0.31/SF to $0.42/SF. Given the subject's historical CAM expense structure coupled with its effective age, occupancy and the services provided, the subject's projected CAM figure is considered reasonable.

Property Taxes

Historical and budgeted property tax expenses are as follows:

                  =======================================
                           PROPERTY TAX EXPENSE
                  ---------------------------------------
                          Year           Total $ Amount
                  ---------------------------------------
                          1993              $ 86,003
                          1994              $ 88,147
                          1995              $ 87,574
                       1996 Budget          $ 92,040
                    Year 1 Pro Forma        $ 91,596
                  ---------------------------------------
                  Source: Mark Centers Trust
                  =======================================

As discussed fully within the tax and assessment data section of the report, estimated taxes for fiscal year 1997 are projected to be $91,596.

Insurance

Historical and budgeted insurance expenses are as follows:

                     =======================================
                               INSURANCE EXPENSE
                     ---------------------------------------
                             Year           Total $ Amount
                     ---------------------------------------
                             1993              $15,743
                             1994              $12,498
                             1995              $16,278
                          1996 Budget          $14,700
                      CB 1996 Projection       $15,500
                     ---------------------------------------
                     Source: Mark Centers Trust
                     =======================================


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


Insurance at the subject property includes both liability insurance and fire insurance. This expense has decreased from 1993 to 1995 to a level of $0.11/SF. We have placed primary emphasis on the subject's historical and 1996 budgeted insurance expenses and have estimated the insurance expense at $15,500, or $0.12/SF.

Ground Lease Payments

There is a ground lease for two sites, consisting of approximately 0.3851 acres, of which the subject is situated upon. Abstracts of the ground leases are provided in the Addendum of this report. Currently, the total ground lease payment is $7,206 per annum. This cost is reimbursed by the two largest tenant, Ames and Shop Rite.

Professional Management Fee

In order to maintain the control of the property and subsequently ensure the stream of income that it generates, it is necessary to employ either internal or outside management. In the case of the subject property, the property is managed internally and no management expense has been reflected in historical statements. Typical professional management fees in the local market range from 1.0% to 5.0% of effective gross income. Based upon the size and nature of the subject improvements, we have applied a management expense of 2.5% of effective gross income. Because management is calculated based on a percentage of effective gross income, this expense will vary each year because of fluctuations in the income stream. In the first year of our analysis, this expense equates to $15,469 or $0.12/SF.

Replacement Reserves

This expense typically represents a reserve for future replacement of long-lived items. The amount of reserve and whether it is included or not in the direct capitalization and DCF analyses depends on the actions reflected by buyers and sellers in the local market. Based on the available comparable data and discussions with brokers and investors, replacement reserves generally range from $0.10/SF to $0.20/SF for retail properties of similar quality and condition as the subject. Given the subject's average condition, we have estimated this expense at $0.10/SF or $13,057 in 1996 increasing at our projected annual expense growth rate of 3.0%. Based on discussions with local market participants, replacement reserves are typically subtracted in calculating NOI when determining the cash flow in the DCF analysis.

Total Concluded Operating Expenses

The concluded stabilized operating expenses for the subject total an estimated $203,778, or $1.56 per rentable square foot. This total expense estimate is for the first year of our proforma and incorporates fiscal year conversions not reflected in the previous 1996 calendar year


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


estimates. The expense is somewhat lower than the average indicated by IREM ($2.90/SF) but judged reasonable given the historical and budgeted operations of the subject.

CAPITALIZATION RATE

There are several methods for deriving an overall capitalization rate for direct capitalization. A common method for establishing an overall capitalization rate for properties similar to the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists. While derivation of capitalization rates from comparable sales is preferable, we were unable to obtain adequate income and expense data to employ this method from the sales used within the Sales Comparison Approach. Therefore, the investor survey method is used as the primary approach in deriving our overall capitalization rate. The subject property is a retail shopping center that would be attractive to either a local or a national investor. The category in the published investor survey most comparable to the subject is class B neighborhood shopping center. The investors typically interviewed for the survey are regional or national investors associated with pension funds, REIT's, insurance companies, financial institutions, etc. The information below is taken from CB Commercial most recent National Investor Survey (first quarter 1996).

      =====================================================================
                           SUMMARY OF INVESTOR SURVEY
                          OVERALL CAPITALIZATION RATES
                    NEIGHBORHOOD SHOPPING CENTERS - CLASS B
      ---------------------------------------------------------------------
             Investor Survey          R(o) Range  Average  Date of Survey
      ---------------------------------------------------------------------
      CB Commercial National         9.0% - 11.5%  10.3%   First Quarter,
      Investor Survey                                           1996
      ---------------------------------------------------------------------
      Compiled by: CB Commercial Real Estate Group, Inc.
      =====================================================================

The previous survey indicates an overall range of 9.0% to 11.5% for neighborhood shopping centers with an average of approximately 10.3%. The capitalization rate reflects the quality and duration of the income stream as well as the physical characteristics of the property. The tenant mix at the subject center is considered to be good for the area with mostly regional tenants. The largest tenant at the subject, Ames, is a regional tenant. The Ames lease expires in 1999. The tenant also has four, five-year options to renew. Shop Rite supermarket expires in 2005 and also has a number of options. Fay's Drug Store expires in 2002 and has two, five-year options. Lease expiration is fairly even throughout the holding period which reduces risk. The center is currently 100% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


neighborhood center of average quality and in average overall condition. In addition, the subject is situated in an average retail location with relatively low volumes of traffic.

Based upon this survey and the factors discussed above, an 10.5% overall capitalization rate (towards the middle of the range) appears to be appropriate for the subject property.

Direct Capitalization Summary

A summary of the direct capitalization method as applied to the subject property is illustrated in the following table:

       ===================================================================
                                  MONROE PLAZA
                         DIRECT CAPITALIZATION SUMMARY
       -------------------------------------------------------------------
                     Category                   Total          P.S.F.
       -------------------------------------------------------------------
       Income
          Total Market Rent                  $  434,362        $  3.33
          Recovery Income                        95,058           0.73

          Gross Rental Income                $  529,420        $  4.05
           Less: Vacancy and Credit Loss       (23,921)         (0.18)
           Plus: Other Income                         0           0.00
           Plus: Percentage Rents            $  267,946           2.05
          Effective Gross Income             $  773,445        $  5.92

       Expenses
          Common Area Maintenance (CAM)         (60,750)         (0.47)
          Real Estate Taxes                     (91,596)         (0.70)
          Insurance                             (15,694)         (0.12)
          Management Fees                       (15,469)         (0.20)
          Ground Lease Payment                   (7,212)
          Replacement Reserves                  (13,057)         (0.12)
          Total Expenses                     $ (203,778)        $(1.56)
            OER                                      26%

       Net Operating Income                  $  569,667         $ 4.36
          CAPITALIZATION OF NOI:
          @10.5%                             $5,425,400         $41.55

       Reconciled Value                      $5,400,000         $41.35

       -------------------------------------------------------------------
       Compiled by: CB Commercial Real Estate Group, Inc.
       ===================================================================

The concluded market value of the subject property, based on the direct capitalization method, is $5,400,000.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


DISCOUNTED CASH FLOW ANALYSIS

Our DCF assumptions are summarized as follows. Most of the following assumptions have been discussed and supported within prior sections of the report. A discussion of the discount rate, terminal capitalization rate and holding period follow the assumptions summarized below.

================================================================================
                 SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS
                                 MONROE PLAZA
--------------------------------------------------------------------------------

  General Assumptions
    Start Date                     June 1, 1996
    Terms of Analysis                10 years
    Basis (Calendar /  Fiscal)        Fiscal
    Software                      Project + Plus
  Growth Rate Assumptions
    Expenses                           3.0%
    Market Rent                        3.0%
    Real Estate Taxes                  3.0%
    Inflation (CPI)                    0.0%
  Market Rent Assumptions
    Anchor                         $ 5.00 (NNN)
    Satellite                        $12.00 &
                                   $7.00 (NNN)
  Leasing Assumptions
    Lease Term                       5 Years
    Renewal Probability                50%
    Weighted Average of:
     Tenant Improvements              $0.00
     Months of Free Rent                0
     Leasing Commissions               4.5%
     (Cashed-Out)
     Down Time Between Leases        6 Months
  Tenant Assumptions
                                  Existing tenant leases were entered at
                                  contract rent and terms. Speculative renewals
                                  assume tenants will pay base rent plus their
                                  pro rata share of CAM, real estate taxes and
                                  insurance. Contractual recoveries were input
                                  into the model per their respective leases.
  Miscellaneous Assumptions
    Credit Loss                        2.0%
    Avg. Occupancy Over                99%
    Projection Period
    Structural Maintenance/           $ 0.10
    Reserves ($/SF)

  Financial Assumptions
    Discount Rate (IRR)               12.50%
    Terminal Overall                  11.00%
    Capitalization Rate (RO)
    Costs of Sale                     2.00%
--------------------------------------------------------------------------------
Source:  CB Commercial Real Estate Group, Inc.
================================================================================


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


DISCOUNT RATE ANALYSIS

A discount rate is a rate of return on capital utilized to capitalize future payments or receipts to present value. It is based on the time value of money concept. For appraisal purposes, the rate used to convert income to property value should represent the annual rate of return necessary to attract investment capital. The rate is influenced by many considerations, including the degree of apparent risk, market attitudes with respect to future inflation, the prospective rates of return for alternative investment opportunities, supply of and demand for mortgage funds, and the availability of tax shelters. Because rates of return used in income capitalization represent prospective rates, as distinguished from historical rates, special consideration is given to market perceptions of risk and changes in purchasing power.

Although it is not possible to prove conclusively the suitability of a particular rate of return on the basis of market evidence, the chosen rate should be consistent with the available evidence. Rate selection requires judgment and knowledge concerning prevailing market attitudes and economic indicators. Both the discount rate and the reversionary capitalization rate must reflect the relative risk perceived by investors for the specific market being studied. Generalities must be avoided. To determine such rates, we have used surveys of real estate investors analyzed and adjusted for comparative returns found in the capital markets.

National investor surveys include data on investors operating regionally and nationally, such as representatives of insurance companies, commercial banks, pension funds, investment banking firms, syndication firms, and investment advisory firms. Such companies invest in all types of properties, including office buildings, retail shopping centers, hotels, apartment complexes, and industrial facilities. These surveys are valuable for determining general parameters but must be honed to the local market.

Based on surveys from CB Commercial Real Estate Group Inc. for the first quarter 1996, investment criteria for numerous market participants including investors that would be in competition for acquiring a property such as the subject are illustrated below.

================================================================================
                 FIRST QUARTER 1996 NATIONAL INVESTOR SURVEY
                    CLASS B NEIGHBORHOOD SHOPPING CENTERS
================================================================================
 TYPE OF FIRM     OVERALL CAP. RATES      GENERAL     DISCOUNT    REAL RATE
                                         INFLATION      RATE      OF RETURN
              -------------------------
                GOING-IN     TERMINAL                  (IRR)        (RRR)
================================================================================
Range:           9-11.5        10-12        2-4       12-14.5       9.5-11
Average           10.3         10.8         3.1         13.1         10.1
================================================================================
Change from        -20          +10         -40         +50          +190
 3rd Qtr Survey
===============================================================================

Source: CB Commercial Real Estate Group Inc. - 1st Quarter 1996


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


We have surveyed national real estate investors for their investment criteria when purchasing real estate such as the subject. Investor expectations for inflation range from 2% to 4%, with an average of 3.1%. We have selected an inflation rate for our analysis of 3.0%. The discount rate reflects the quality and duration of the income stream as well as the physical and locational characteristics of the property. As discussed within the overall rate section, the tenant mix at the subject center is considered to be good for the area with mostly regional tenants. Moreover, lease expiration is fairly even throughout the holding period which reduces risk. The center is currently 100% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional neighborhood center of average quality and in average overall condition. In addition, the subject is situated in an average retail location with relatively low volumes of traffic.

In general, the discount rate (IRR) is comprised on a safe rate (usually Treasuries) and a risk premium. The risk premium is difficult to quantify but with sound logic a reasonable rate can be ascertained. The chart presented below graphically depicts real estates position within the risk/reward graph.

--------------------------------------------------------------------------------
                    INVESTOR RISK VERSUS RETURN REQUIREMENTS

Anticipated Return

                                                                   _ Real Estate

                                                      _ Common Stocks

                                           -  Corporate
                                           Bonds

                            _  Mortgage Backed
                            Securities

              _   Municipal Bonds

     _ T - Bills

                                                                   Riskless Rate

--------------------------------------------------------------------------------
Perceived Level of Risk

US Treasury notes and bonds are considered risk free since they are backed by the United States government. Their rates only fluctuate with perceived inflation. The use of this, or any short term investment including the prime rate or LIBOR is meaningless when compared to an investment with a 10 year holding period. Accordingly, as a starting point, we only considered


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


risk free or nearly risk free investments with a maturity of 10 years. These include Treasuries, corporate bonds and municipal bonds. Adjusted for daily fluctuations, these debt offerings are yielding 5.59% to 8.25%. Mortgaged backed securities generally tend to fall above these instruments. The next layer of risk would include debt rated as low as BBB. These notes are yielding as much as 10%. Long-term mortgages are also yielding over 10% considering the mortgage constant on a note priced at 250 to 300 basis points over comparable Treasuries. Riskier investments such as junk bonds vary widely from 12% to 22% on an unleveraged basis. Real estate, as indicated on the chart above falls between common stock (10%) and junk bonds (16%). To eliminate the burden of illiquidity, REIT's and similar investments are being created. They represent a quasi-real estate opportunity. REIT's are currently providing dividends ranging from 6% to 8% but offer potential yields of 15% to 20%

Various financial instruments are yielding between 5.59% and 8.25% depending upon the type of investment as indicated on the chart below based on data obtained from the Federal Reserve Statistical Release for the week ending May 17, 1996. It should be noted that over the past year we have witnessed an increase in the interest rate of all of the following instruments.

          ===========================================================
          INSTRUMENT                                         RATE
          -----------------------------------------------------------
          Prime Rate                                        8.25%
          -----------------------------------------------------------
          Municipal Bonds                                   5.96%
          -----------------------------------------------------------
          Short-Term Treasury Securities (1 year)           5.59%
          -----------------------------------------------------------
          Long Term Treasury Securities (10 years)          6.68%
          -----------------------------------------------------------
          Corporate Aaa Bonds (10+ years)                   7.57%
          -----------------------------------------------------------
          Corporate Baa Bonds (10 + years)                  8.25%
          ===========================================================

The risk premium is the rate added to Treasuries to account for illiquidity, the capital markets and the economy. Whether the risk premium decreases in the near term is dependent solely on inflation, the growth of the economy and capital markets. During 1995, the Federal Reserve decreased interest rates in order to stimulate a sluggish economy. The low rates have continued during the early portion of 1996, however, have recently begun to ascend. Over the longer term, as the existing supply of space is absorbed, the risk premium will decrease.

Based on the above, we feel that the current required rate of return (IRR) for the subject would fall slightly below the middle of the range at 12.5%. This reflects the quality, quantity and cash flow risk associated with the subject property. As such, we have utilized a discount rate of 12.5% in our analysis.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


TERMINAL RATE

To estimate the appropriate terminal capitalization rate, we have considered the rates reflected in the investment criteria outlined above for both going-in and terminal capitalization. Typically, under stable market conditions, the terminal capitalization rate will be greater than the going-in rate to reflect the risk associated with the holding period. Typically 50 to 100 basis points are added on to the going-in cap rate under stable market conditions to account for the additional risk. Furthermore, our national investor survey also indicated an average terminal capitalization 50 basis points greater than the going-in rate.

It is evident by historical and current performance of the center and it is our opinion that the subject property will encounter average-to-good market acceptance in the future. It is our opinion that a terminal capitalization rate of 11.0% is the most appropriate for the subject property.

A 2% deduction for costs of sale has been utilized to reflect the net reversionary value.

HOLDING PERIOD

To apply the discounted cash flow analysis, an estimate must be made of the appraised property's holding period based on typical investors' motives in the local market. Historical investment holding periods of similar shopping centers typically have ranged from 10 to 15 years. A 10- to 15- year holding period was analyzed to test the property's sensitivity to roll-overs. A 10-year holding period was selected.

Our discounted cash flow analysis is presented on the following page.


--------------------------------------------------------------------------------

                ------------------------------------                                            ------------------------------------
                Building Size                130,569       Monroe Plaza, Strodsburg, PA         Reconciled Value             $ 5,710
                Cost of Sales                2.000%              Cash Flow Report               Value per SF                 $ 43.73
                Hold Period (Years)          10                                                 % Residual of Recon. V         37.0%
                Reduce Residual by Cap EX    Yes                                                Direct Cap Rate               10.50%
                Residual Discount Rate       12.50%                                             Direct Cap Value             $ 5,550
                ------------------------------------                                            ------------------------------------

Compounded Ann.
                                            ----------------------------------------------------------------------------------------
    Avg. Growth                                1996       1997       1998       1999       2000       2001      2002         2003
                                            ----------------------------------------------------------------------------------------
     1.15%      BASE RENT                   434,362    465,770    469,360    476,415    476,415    472,529    487,494     491,780
     N/A         Free Rent                        0          0          0          0          0          0          0           0
     3.28%       Expense Recoveries          95,058    102,795    105,716    108,741    111,771    113,950    118,302     121,708
     5.08%       Percentage Rent            267,946    282,295    297,075    312,298    327,978    344,285    361,845     380,689
----------                                  ----------------------------------------------------------------------------------------
     2.87%      GROSS INCOME                797,366    850,860    872,151    897,454    916,164    930,764    967,641     994,177
     2.87%       Credit/Vacancy Loss        (23,921)   (25,526)   (26,165)   (26,924)   (27,485)   (27,923)   (29,029)    (29,825)
     N/A         Miscellaneous Incomes            0          0          0          0          0          0          0           0
----------                                  ----------------------------------------------------------------------------------------
     2.87%      EFFECTIVE GROSS INCOME      773,445    825,334    845,986    870,530    888,679    902,841    938,612     964,352
----------      TOTAL EXPENSES              190,721    196,801    202,405    208,244    214,116    220,073    226,632     233,166
     2.89%                                  ----------------------------------------------------------------------------------------
----------      NET OPERATING INCOME        582,724    628,533    643,581    662,286    674,563    682,768    711,980     731,186
     2.86%       Commissions                      0          0          0          0          0      5,966          0           0
     N/A         Tenant Improvements              0          0          0          0          0          0          0           0
     N/A         Capital Additions           13,057     13,449     13,852     14,268     14,696     15,137     15,591      16,058
     N/A                                    ----------------------------------------------------------------------------------------
----------      TOTAL DEDUCTIONS             13,057     13,449     13,852     14,268     14,696     21,103     15,591      16,058
     N/A                                    ----------------------------------------------------------------------------------------
----------      CASH FLOW                   569,667    615,084    629,729    648,018    659,867    661,665    696,389     715,128
     2.76%
----------      TOTAL CASH FLOW             569,667    615,084    629,729    648,018    659,867    661,665    696,389     715,128
                                            ----------------------------------------------------------------------------------------
                 Debt Service                   N/A        N/A        N/A        N/A        N/A        N/A        N/A         N/A
                                            ----------------------------------------------------------------------------------------
                CASH FLOW AFTER DEBT        569,667    615,084    629,729    648,018    659,867    661,665    696,389     715,128
                                            ----------------------------------------------------------------------------------------
                CUMULATIVE SURPLUS              N/A        N/A        N/A        N/A        N/A        N/A        N/A         N/A
                                            ========================================================================================

                --------------------------------------------------------------------------------------------------------------------
                Implied Overall Rate          10.21%     11.01%     11.27%     11.60%     11.81%     11.96%     12.47%      12.81%
                Cash on Cash Return            9.98%     10.77%     11.03%     11.35%     11.56%     11.59%     12.20%      12.52%
                ====================================================================================================================

                            ---------------------------------------
                                   2004          2005          2006
                            ---------------------------------------

BASE RENT                       491,780       491,780       486,930
 Free Rent                            0             0             0
 Expense Recoveries             125,160       128,673       131,215
 Percentage Rent                399,945       419,706       439,650
                            ---------------------------------------
GROSS INCOME                  1,016,885     1,040,159     1,057,795
 Credit/Vacancy Loss            (30,507)      (31,205)      (31,734)
 Miscellaneous Incomes                0             0             0
                            ---------------------------------------
EFFECTIVE GROSS INCOME          986,378     1,008,954     1,026,061
TOTAL EXPENSES                  239,807       246,645       253,564
                            ---------------------------------------
NET OPERATING INCOME            746,571       762,309       772,497
 Commissions                          0             0         7,002
 Tenant Improvements                  0             0             0
 Capital Additions               16,540        17,036        17,548
                            ---------------------------------------
TOTAL DEDUCTIONS                 16,540        17,036        24,550
                            ---------------------------------------
CASH FLOW                       730,031       745,273       747,947

TOTAL CASH FLOW                 730,031       745,273       747,947
                            ---------------------------------------
 Debt Service                       N/A           N/A           N/A
                            ---------------------------------------
CASH FLOW AFTER DEBT            730,031       745,273       747,947
                            ---------------------------------------
CUMULATIVE SURPLUS                  N/A           N/A           N/A
                            =======================================

-------------------------------------------------------------------
Implied Overall Rate              13.07%        13.35%        13.53%
Cash on Cash Return               12.79%        13.05%        13.10%
===================================================================

                               ------------------------------------------------
[GRAPHIC OMITTED]                                  Sale/Yield Matrix (000's)
                                                      Terminal Cap Rate
                                               --------------------------------
                                  Disc Rate    10.75%   11.00%  11.25%   11.50%
                                               --------------------------------
                                   12.00%      5,935    5,884   5,834    5,787
                                               --------------------------------
                                   12.25%      5,846    5,796   5,748    5,702
                                               --------------------------------
                                   12.50%      5,759    5,710   5,663    5,618
                                               --------------------------------
                                   12.75%      5,674    5,626   5,580    5,536
                                               --------------------------------
                                   13.00%      5,591    5,543   5,498    5,455
                                               --------------------------------
                                   13.25%      5,509    5,463   5,419    5,376
                                               --------------------------------

                                  =============================================

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


DISCOUNTED CASH FLOW CONCLUSION

We used "PRO-JECT +plus" computer software to create a cash flow model for a long term hold. Reference is made to the "Annual Cash Flow Report", generated by the Pro-ject software, on the previous page which provides a summary of cash flow from all sources. We utilized a 10-year holding period and have discounted the cash flow on a fiscal year basis from 1997 to 2006. The cash flow incorporates the terms of existing leases during the analysis period and our assumptions regarding the lease-up of vacant space. It also calculates renewal rentals when leases expire based on current market rent escalated at a growth factor. In addition, a forecast was made for 15 years to check for any irregularities in the income stream which may artificially affect the reversionary sale price. It should be noted that based on our analysis of the extended holding period indicated that there was no irregularities. We capitalized the 11th year net operating income to determine the reversionary value at the end of year 10.

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The preceding analysis indicates the following conclusions:

                  ========================================
                   INCOME CAPITALIZATION APPROACH VALUES
                  ----------------------------------------
                  Method                   Indicated Value
                  ----------------------------------------
                  Direct Capitalization      $5,400,000
                  Discounted Cash Flow       $5,700,000
                  ----------------------------------------
                  Source: CB Commercial Real Estate
                  ========================================

Greater emphasis is placed on the DCF analysis because it is the method likely to be used by a typical investor. As a result, based on the Income Capitalization Approach, CB Commercial concludes a value estimate for the subject property of $5,700,000. This equates to $43.66 per rentable square foot.


--------------------------------------------------------------------------------

                                                                      CONCLUSION


                                   CONCLUSION

================================================================================
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------


                             RECONCILIATION OF VALUE

CB Commercial was instructed to estimate the market value of the leased fee interest in the subject property. The value conclusions for each applicable approach are summarized below.

                  ===============================================
                             SUMMARY OF VALUE CONCLUSIONS
                  -----------------------------------------------
                  Cost Approach                       N/A
                  Sales Comparison                $ 5,400,000
                  Approach
                  Income Capitalization           $ 5,700,000
                  Approach
                  -----------------------------------------------
                  Source: CB Commercial Real Estate Group, Inc.
                  ===============================================

The Income Capitalization Approach is considered the most persuasive method for valuing the subject property. This approach is predicated on the principle of anticipated economic benefits and, therefore, best reflects the investment characteristics of the subject. Properties such as the subject are typically purchased by investors; thus, this approach must closely parallels the anticipated analysis that would be employed by the most typical purchaser. Since the subject property has a number of existing leases with a variety of terms, the DCF technique best models the future cash flow stream to a prospective buyer.

The Sales Comparison Approach is predicated on the principle that an investor would pay no more for an existing property than for a comparable property with similar utility. This approach is contingent on the reliability and comparability of available data. The data developed was considered sufficiently reliable to reach a value conclusion by the Sales Comparison Approach. However, due to the lack of truly comparables sales in recent years, this method is given secondary consideration in the reconciliation.

The Cost Approach is predicated on the principle that an investor would pay no more for an existing property than it would cost to acquire land and construct a building with similar utility. Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Furthermore, due to the age of the subject and current market conditions, accrued depreciation would be substantial and difficult to estimate. An investor would not use the Cost Approach due to the imprecise nature of estimating the accrued physical, functional, or external depreciation affecting the improvements. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.


--------------------------------------------------------------------------------

================================================================================
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------


The final value conclusion and the approaches relied upon give strong consideration to the market behavior of the typical buyer and current market environment for the property appraised.

Based on the foregoing analysis, it is concluded that the market value of the leased fee interest in the subject property, subject to the assumptions and limiting conditions, as of June 1, 1996, is:

                   FIVE MILLION SEVEN HUNDRED THOUSAND DOLLARS
                                  ($5,700,000)

This value is subject to all of the assumptions and limiting conditions stated throughout the report, including specific assumptions and limiting conditions.


--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------


                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to total that would adversely affect marketability or value. CB Commercial is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Commercial, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. It is assumed that improvements have been constructed or will be constructed according to approved architectural plans and specifications and in conformance with recommendations contained in or based upon any soils report(s).

      Unless otherwise specifically noted in the body of this report, it is assumed: that any existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are, or will be upon completion, in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that it or they will withstand any known elements such as windstorm, hurricane, tornado, flooding, earthquake, or similar natural occurrences; and, that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Commercial professionals are not engineers and are not competent to judge matters of an engineering nature. CB Commercial has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Commercial by ownership or management; CB Commercial inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Commercial was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Commercial reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Commercial has no knowledge of the existence of such materials on or in the property. CB Commercial, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

      We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Commercial. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.


--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------


5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Commercial has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Commercial reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Commercial of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Commercial will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CB Commercial assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CB Commercial is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Commercial does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Commercial.

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Commercial to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Unless otherwise noted in this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CB Commercial nor may this report or copies hereof be transmitted to third parties without said consent, which consent CB Commercial reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or


--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------


      its contents shall not be published, in whole or in part, in any public document without the express written consent of CB Commercial which consent CB Commercial reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Commercial shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area have been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Commercial unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Commercial assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Commercial assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CB Commercial assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Not withstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Commercial has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Commercial has no specific information relating to this issue, nor is CB Commercial qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.


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================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------


24. For our analysis, we have relied on the information provided by the detailed rent roll and information provided by the subject leasing agent. We have assumed all information is correct. Furthermore, we have assumed all leases out for signature will be returned signed, and executed as of the date indicated to us by the leasing agent. We reserve the right to amend this appraisal should any of this information be later found to be incorrect.

--------------------------------------------------------------------------------

                                                                         ADDENDA


                                     ADDENDA

================================================================================
                                                                         ADDENDA
--------------------------------------------------------------------------------


                                     ADDENDA


--------------------------------------------------------------------------------

================================================================================
                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------


                                   ADDENDUM A


--------------------------------------------------------------------------------

================================================================================
                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------


                                GLOSSARY OF TERMS


assessed value Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

cash equivalency The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract, coupon, face, or nominal rent The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

coupon rent
  See Contract, Coupon, Face, or Nominal Rent

effective rent 1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ++ 2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

face rent
  See Contract, Coupon, Face, or Nominal Rent

fee simple estate Absolute ownership unen-cumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. ++

floor area ratio (FAR) The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. ++

full service lease A lease in which rent covers all operating expenses.
  Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

gross building area (GBA) The sum of all areas at each floor as measured to the exterior walls.

insurable value Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

investment value Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be established by an expert on real estate and its value, that is, an appraiser. +

leased fee
  See leased fee estate


--------------------------------------------------------------------------------

================================================================================
                                                               GLOSSARY OF TERMS
--------------------------------------------------------------------------------


leased fee estate An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.++

leasehold
  See leasehold estate

leasehold estate The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.++

load factor The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

market value "as if complete" on the appraisal date Market value as if complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

market value "as is" on the appraisal date Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

market value Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.+++

marketing period The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal.++

net lease Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA) 1) The area on which rent is computed. 2) The Rentable
  Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor.*

nominal rent
  See Contract, Coupon, Face, or Nominal Rent

prospective future value "upon completion of construction" Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value estimate at this stage is stated in current dollars unless otherwise indicated.

prospective future value "upon reaching stabilized occupancy" Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all improvements have been physically constructed


--------------------------------------------------------------------------------

================================================================================
                                                               GLOSSARY OF TERMS
--------------------------------------------------------------------------------


and the property has been leased to its optimum level of long-term occupancy.
  The value estimate at this stage is stated in current dollars unless otherwise indicated.

reasonable exposure time The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market.**

rent
  see
  full service lease
  net lease
  contract, coupon, face, or nominal rent
  effective rent

shell space Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc.

Usable Area 1) The area actually used by individual tenants. 2) The Usable Area of an office is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor.*

use value Use value is a concept based on the productivity of an economic good.
  Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale.+

value appraised During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time. See also market value "as is" on the appraisal date

market value "as if complete" on the appraisal date

prospective future value "upon completion of construction"

prospective future value "upon reaching stabilized occupancy"


----------

+ The Appraisal of Real Estate, Tenth Edition, Appraisal Institute, 1992.

++ The Dictionary of Real Estate Appraisal, Third Edition, 1993.

*** The office of the Comptroller of the Currency, 12 CFR Part 34, Subpart C, ss.34.42(f), August 24, 1966. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

* 1966 BOMA Experience Exchange Report, Income/Expense Analysis for Office Buildings (Building Owners and Managers Association, 1966)

** Statement on Appraisal Standard No. 6, Appraisal Standards Board of The Appraisal Foundation, September 19, 1992.


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================================================================================
                                                    ADDENDUM B LEGAL DESCRIPTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   ADDENDUM B
                                LEGAL DESCRIPTION


--------------------------------------------------------------------------------

                                   SCHEDULE A


OFFICE FILE NUMBER       POLICY NUMBER      DATE OF POLICY  AMOUNT OF INSURANCE
--------------------------------------------------------------------------------
     93-31914        39 6017 106 00000018   June 15, 1993        $5,000,000
--------------------------------------------------------------------------------

1.    Name of Insured:

      MARK CENTERS LIMITED PARTNERSHIP

2.    The estate or interest in the land which is covered by this Policy is:

      Fee Simple - Parcels A and B
      Leasehold Interest - Parcels C and D

3.    Title to the estate or interest in the land is vested in the Insured.

4. The land herein described is encumbered by the following mortgage or trust deed, and assignments:





      and the mortgages or trust deeds, if any, shown in Schedule B hereof.

5.    The land referred to in this Policy is described as follows:

      BEING THE SAME premises as described in the following documents:

      DEED from NAP Associates, formerly a Pennsylvania limited partnership, now by its successor upon dissolution Marvin L. Slomowitz, and Isobel C. Slomowitz, his wife to Mark Centers Limited Partnership dated May 28, 1993 and recorded June 9, 1993 in Record Book Volume 1891 page 644; ASSIGNMENT OF LEASEHOLD INTEREST AND ASSUMPTION AGREEMENT from Sybil Realty Co., now following dissolution, Marvin L. Slomowitz, as successor in interest, and Isobel C. Slomowitz to Mark Centers Limited Partnership dated May 26, 1993 and recorded June 9, 1993 in Record Book Volume 1891 page 652; ASSIGNMENT OF LEASEHOLD INTEREST AND ASSUMPTION AGREEMENT from Sybil Realty Co., now following dissolution, Marvin L. Slomowitz, as successor in interest, and Isobel C.Slomowitz to Mark Centers Limited Partnership dated May 26, 1993 and recorded June 9, 1993 in Record Book Volume 1891 page 657 and DEED from Monroe County Industrial Development Authority and Marvin L. Slomowitz and Isobel C. Slomowitz, his wife to Mark Centers Limited Partnership dated May 19, 1993 and recorded June 15, 1993 in Record Book Volume 1891 page 1764.


SCHEDULE A
Owners Form                This Policy valid only if Schedule B is attached.
Reorder Form No. 3529 (Rev. 1/89)

================================================================================
                                            ADDENDUM C IMPROVED COMPARABLE SALES
================================================================================


                                   ADDENDUM C
                           IMPROVED COMPARABLE SALES


--------------------------------------------------------------------------------

                                                                     RETAIL SALE
================================================================================

Location Data

     Property Name:                     15th & Allen Street Shopping Center
     Location:                          1401-1451 Allen Street
     City:                              Allentown
     County:                            Lehigh
     State/Zip:                         Pennsylvania
     Assessor's Parcel No(s):           G9SW3A-14-4
     Atlas Reference:                   N/A

Physical Data

     Type:                              Neighborhood
     Land Area:                         4.12 Acres
     Excess Land:                       None
     Gross Leasable Area:
       Anchors:
           Laneco Supermarket           25,000 SF
         Local Tenant GLA:              21,503 SF
         Anchor Tenant GLA:             25,000 SF
         Total GLA:                     46,503 SF
         GLA Purchased:                 46,503 SF
     Year Built:                        1950
     Parking:                           Adequate
     Condition:                         Average
     Exterior Walls:                    Masonry


Sale Data

     Transaction Type:                  Sale
     Date of Transaction:               01/96
     Marketing Time:                    N/A
     Grantor:                           Carriage Associates L.P.
     Grantee:                           Allenbeth Associates L.P.
     Document No.:                      1558/220
     Sale Price:                        $4,242,000
     Financing:                         Market Terms
     Cash Equivalent Price:             $4,242,000
     Required Capital Cost:             $0
     Adjusted Sales Price:              $4,242,000
     Verification:                      Public Records

Financial Data

     Assumptions & Forecast:            Buyer
     Occupancy at Sale:                 100
     Existing or Pro Forma Income:      N/A

                                              TOTAL    P.S.F.
                                           --------    ------
     Potential Gross Income:                    N/A     N/A
     Vacancy and Credit Loss:                   N/A     N/A
     Effective Gross Income:                    N/A     N/A
     Expenses:                                  N/A     N/A
     Net Operating Income:                 $462,049    $9.94


================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

     Buyers Underwriting Criteria:
     Overall Capitalization Rate (OAR): 10.89%
     Projected IRR:                     N/A
     Effective Gross Multiplier (EGIM): N/A
     Operating Expense Ratio (OER):     N/A%
     Price Per Square Foot:             $91.22

Comments

     The 15th and Allen Street shopping center is a one-story neighborhood retail center located on the corner of 15th and Allen Streets in Downtown Allentown. This property is anchored by a Laneco Supermarket which occupies an estimated 25,000 square feet with the balance of the rentable area, 21,503 square feet allocated to 12 other satellite tenants. This center was built in the 1950's, however, it has undergone significant renovations since that time. Currently, the property is in average condition. At the time of sale, the property was 100% occupied.


================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data

     Property Name:                      Stefko Shopping Center
     Location:                           Stefko Boulevard
     City:                               Bethlehem
     County:                             Northampton
     State/Zip:                          Pennsylvania
     Assessor's Parcel No(s):            N7SW1B-3-1
     Atlas Reference:                    N/A

Physical Data

     Type:                               Community
     Land Area:                          10.27 Acres
     Excess Land:                        None
     Gross Leasable Area:
       Anchors:
           Laneco Supermarket            65,000 SF
         Local Tenant GLA:               69,446 SF
         Anchor Tenant GLA:              65,000 SF
         Total GLA:                      134,446 SF
          GLA Purchased:                 134,446 SF

     Year Built:                         1965
     Parking:                            Adequate
     Condition:                          Average
     Exterior Walls:                     Masonry

Sale Data

     Transaction Type:                   Sale
     Date of Transaction:                01/96
     Marketing Time:                     N/A
     Grantor:                            Carriage Associates L.P.
     Grantee:                            Allenbeth Associates L.P.
     Document No.:                       1996-1/4082
     Sale Price:                         $5,618,000
     Financing:                          Market Terms
     Cash Equivalent Price:              $5,618,000
     Required Capital Cost:              $0
     Adjusted Sales Price:               $5,618,000
     Verification:                       Public Records

Financial Data

     Assumptions & Forecast:             Buyer
     Occupancy at Sale:                  95.2%
     Existing or Pro Forma Income:       N/A

                                               TOTAL    P.S.F
                                            --------    -----
     Potential Gross Income:                     N/A     N/A
     Vacancy and Credit Loss:                    N/A     N/A
     Effective Gross Income:                     N/A     N/A
     Expenses:                                   N/A     N/A
     Net Operating Income:                  $617,577    $4.59


================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

     Buyers Underwriting Criteria:
     Overall Capitalization Rate (OAR):  10.9%
     Projected IRR:                      N/A
     Effective Gross Multiplier (EGIM):  N/A
     Operating Expense Ratio (OER):      N/A%
     Price Per Square Foot:              $41.79

Comments

     The Stefco shopping center is a one-story community retail center located on Stefco Boulevard in Bethlehem. This property is anchored by a Laneco Supermarket which occupies an estimated 65,000 square feet with the balance of the rentable area, 69,446 square feet allocated to 21 other satellite tenants. This center was built in 1965. however, it has undergone significant renovations in 1988. Currently, the property is in average condition. At the time of sale. the property was 95.2% occupied.


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                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data

     Property Name:                    Town Center Shopping Center
     Location:                         Route 202 & Lenape Drive
     City:                             New Britain
     County:                           Bucks
     State/Zip:                        Pennsylvania
     Assessor's Parcel No(s):          N/A
     Atlas Reference:                  N/A

Physical Data

     Type:                             Strip Center
     Land Area:                        16.98 Acres
     Excess Land:                      N/A
     Gross Leasable Area:
       Anchors:
          Clemens Market               35,201 SF
          Rite Aid                     7,076 SF
        Local Tenant GLA:              76,499 SF
        Anchor Tenant GLA:             42,277 SF
        Total GLA:                     118,776 SF
        GLA Purchased:                 118,776 SF
     Year Built:                       1987
     Parking:                          N/A
     Condition:                        Average
     Exterior Walls:                   Cement Block

Sale Data

     Transaction Type:                 Sale
     Date of Transaction:              11/95
     Marketing Time:                   N/A
     Grantor:                          ChalBrit Plaza & ChalBrit Plaza II
     Grantee:                          Philbern Assoc. & Jarbritt Assoc.
     Document No.:                     1003708,715,723,730
     Sale Price:                       $5,714,998
     Financing:                        Cash to Seller
     Cash Equivalent Price:            N/A
     Required Capital Cost:            $0
     Adjusted Sales Price:             $0
     Verification:                     N/A

Financial Data

     Assumptions & Forecast:           Seller
     Occupancy at Sale:                75
     Existing or Pro Forma Income:     N/A

                                             TOTAL    P.S.F.
                                          --------    ------
     Potential Gross Income:                   N/A     N/A
     Vacancy and Credit Loss:                  N/A     N/A
     Effective Gross Income:                   N/A     N/A
     Expenses:                                 N/A     N/A
     Net Operating Income:                $651,818    $5.49


================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

     Buyers Underwriting Criteria.
     Overall Capitalization Rate (OAR):   N/A %
     Projected IRR:                       11.41%
     Effective Gross Multiplier (EGIM):   N/A
     Operating Expense Ratio (OER):       N/A %
     Price Per Square Foot:               N/A

Comments

     According to Larry Wygant, the managing agent for the grantor, the transaction included the transfer of the land parcels to Phibern Associates for $1,999,999. The buildings were purchased by Jarbrit Associates fo $3,714,999. Jarbrit, in turn, leased the land for 30 years with 2, 5-year options. The total purchase price for the land and buildings was $5,714,998. Also included in the purchase was nin office condos for $810,000, which was not included in the above sales price. At the time of sale, the proforma effective gross income for the shopping center was $1,300,000 and the NOI was $651,818.


================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data

     Property Name.                    Hamburg Shopping Center
     Location:                         South 4th Street & Valley Road
     City:                             Borough Of Hamburg
     County:                           Berks
     State/Zip:                        Pennsylvania
     Assessor's Parcel No(s):          N/A
     Atlas Reference:                  N/A

Physical Data

     Type:                             Neighborhood
     Land Area:                        6.40 Acres
     Excess Land:                      N/A
     Gross Leasable Area:
       Anchors:
          Food Lion Supermarke
           Rite Aid Pharmacy
        Local Tenant GLA:              N/A
        Anchor Tenant GLA:             N/A
        Total GLA:                     N/A
        GLA Purchased:                 42.000 SF
     Year Built:                       1980
     Parking:                          N/A
     Condition:                        Good
     Exterior Walls:

Sale Data

     Transaction Type:                 Sale
     Date of Transaction:              3/94
     Marketing Time:                   N/A
     Grantor:                          Wagman Equities, Inc.
     Grantee:                          Lion Realty I
     Document No.:                     2523/1607
     Sale Price:                       $2,705,000
     Financing:                        Cash to Seller
     Cash Equivalent Price:            N/A
     Required Capital Cost:            $0
     Adjusted Sales Price:             $0
     Verification:                     N/A

Financial Data

     Assumptions & Forecast:           N/A
     Occupancy at Sale:                N/A
     Existing or Pro Forma Income:     N/A

                                             TOTAL    P.S.F.
                                          --------    -----
     Potential Gross Income:                   N/A     N/A
     Vacancy and Credit Loss:                  N/A     N/A
     Effective Gross Income:                   N/A     N/A
     Expenses:.                                N/A     N/A
     Net Operating Income:                $314,728    $7.49


================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

     Buyers Underwriting Criteria:
     Overall Capitalization Rate (OAR):  N/A %
     Projected IRR:                      11.64%
     Effective Gross Multiplier (EGIM):  N/A
     Operating Expense Ratio (OER):      N/A %
     Price Per Square Foot:              N/A

Comments

     In-line tenants include a Chinese restaurant, Subway sandwich shop, and Randy Rick Hair Salon. There were two vacant stores at the time of sale.


================================================================================
                                  CB COMMERCIAL

================================================================================
                                                   ADDENDUM D RENTAL COMPARABLES
================================================================================


                                   ADDENDUM D
                               RENTAL COMPARABLES


--------------------------------------------------------------------------------

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data

     Property Name:                    Kingston Plaza
     Location:                         S/S Third Avenue East Of Pierce Street
     City:                             Kingston
     County:                           Luzerne
     State/Zip:                        Pennsylvania
     Assessor's Parcel No(s):          N/A
     Atlas Reference:                  N/A

Physical Data

     Type:                             Neighborhood
     Gross Leaseable Area:             64,824 SF
     Year Built:                       1982
     Exterior Walls:                   Brick Veneer
     Condition:                        Average
     Anchor Tenant:                    Price Chopper
     Parking:                          Adequate

Lease Data

     Occupancy:
       Local:                          100%
       Overall:                        100%
     Typical Size:                     2,000 SF
     Term:                             3-5 years
     Base Rent Per Square Foot:        $5.50-$10.50
     Rent Escalations:                 Various
     Basis:                            N/A
     Expense Pass-Through:             CAM, Tax, Insur
     Free Rent (months):               Minimal
     Tenant Improvement                Minimal
     Leasing Agent                     Mark Centers Trust
     Phone No.:                        ( ) -
     Survey Date                       N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
09/95  6,500  The Everything   $5.50   N/A       None     $950 step in ye   1.30
================================================================================


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================
Comments

      One story shopping center currently 100% leased. The most recent lease includes a term for 1 year and 3 months. Additionally, the tenant has a percentage rent clause of 3.0% over a breakpoint of $1,191 660. Construction quality is average and typical of other retail centers in the area.

                               [GRAPHIC OMITTED]


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                                  CB COMMERCIAL

RETAIL RENT COMPARABLE

Location Data

     Property Name:              Mark Plaza
     Location:                   N/S Route 11
     City:                       Edwardsville
     County:                     Luzerne
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data

     Type:                       Community
     Gross Leaseable Area:       176,756 SF
     Year Built:                 1967
     Exterior Walls:             Brick Veneer
     Condition:                  Average
     Anchor Tenant:              K-Mart
     Parking:                    Adequate

Lease Data

     Occupancy:
       Local:                    91.7%
       Overall:                  91.7%
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $1.95-$11.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM Tax Insur
     Free Rent (months)          Minimal
     Tenant Improvement          Minimal
     Leasing Agent               Mark Centers Trust
     Phone No.:                  ( )
     Survey Date                 N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
10/95  3,600  Spectrum Rents    $8.00   N/A      None     Flat              5.00
--------------------------------------------------------------------------------
08/95  7,000  Keens Floral Fa   $8.00   N/A               Annual Step-up    5.00
--------------------------------------------------------------------------------
07/95  3,600  Mattress Man     $11.50   N/A      Flat                       5.00
================================================================================


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================
Comments

      One story shopping center currently 91.7% leased. The most recent leases all include terms for 5 years. Construction quality is average and typical of other retail centers in the area.


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Location Data

     Property Name:              Birney Plaza
     Location:                   N/S Route 11
     City:                       Moosic
     County:                     Lackawanna
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data

     Type:                       Community
     Gross Leaseable Area:       212,057 SF
     Year Built:                 1972
     Exterior Walls:             Brick Veneer
     Condition:                  Average
     Anchor Tenant:              K-Mart
     Parking:                    Adequate

Lease Data

     Occupancy:
       Local:                    100%
       Overall:                  100%
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $3.00-$10.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax, Insur
     Free Rent (months):         Minimal
     Tenant Improvement:         Minimal
     Leasing Agent:              Mark Centers Trust
     Phone No.:                  ( ) -
     Survey Date:                N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
9/95  4,000   Everything $0.9   $7.00   N/A      None     flat              3.00
--------------------------------------------------------------------------------
7/93  4,000   Mattress Man      $9.00   N/A      None     Step-up to $10/   5.00
================================================================================


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent leases include terms for 3 and 5 years. Construction quality is average and typical of other retail centers in the area.


                               [GRAPHIC OMITTED]


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                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Location Data

     Property Name:              Dunmore Plaza
     Location:                   1400 Monroe Avenue
     City:                       Dunmore
     County:                     Lackawanna
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data

     Type:                       Neighborhood
     Gross Leaseable Area:       45,380 SF
     Year Built:                 1967
     Exterior Walls:             Brick Veneer
     Condition:                  Average
     Anchor Tenant:              Price Chopper
     Parking:                    Adequate

Lease Data

     Occupancy:
       Local:                    100%
       Overall:                  100%
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $6.75-$11.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax, Insur
     Free Rent (months)          Minimal
     Tenant Improvement          Minimal
     Leasing Agent               Mark Centers Trust
     Phone No.:                  ( )
     Survey Date                 N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
4/95   1,900  Malcom's          $11.50  N/A     None     $950 Step-up in   5.00
--------------------------------------------------------------------------------
1/95   1,900  Great Wall Chin   $11.35  N/A              3.0% per year    10.00
--------------------------------------------------------------------------------
4/94   1,900  Little Caeser's   $9.25   N/A              Periodic Step-up  5.00
================================================================================


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent leases include terms for 5 and 10 years. Construction quality is average and typical of other retail centers in the area.


                                [GRAPHIC OMITTED


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Location Data

     Property Name:              Triangle Plaza
     Location:                   Route 115
     City:                       Wilkes-Barre
     County:                     Luzerne
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data

     Type:                       Community
     Gross Leaseable Area:       125,000 SF
     Year Built:                 1971
     Exterior Walls:             Brick Veneer
     Condition:                  Average
     Anchor Tenant:
     Parking:                    Adequate

Lease Data

     Occupancy:
       Local:                    100%
       Overall:                  100%
     Typical Size:               2,000 SF
     Term:                       3-5 years (Estimate)
     Base Rent Per Square Foot:  $9.00-$12.50 (Estimate)
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax Insur
     Free Rent (months)          Minimal
     Tenant Improvement          Minimal
     Leasing Agent               N/A
     Phone No                    ( )
     Survey Date                 N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
6/95   2,400  Electronic Syst   $11.50  N/A      None    Annual %age inc    5.00
--------------------------------------------------------------------------------
3/95   2,200  TCBY              $11.00  N/A      None    Annual %age inc    5.00
--------------------------------------------------------------------------------
5/94   9,910  Party City        $11.00  N/A      None    $1.65/SF step-up  10.00
================================================================================

================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent leases include terms for 5 and 10 years. Construction quality is average and typical of other retail centers in the area.

================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Location Data

     Property Name:              Gateway Plaza
     Location:                   N/S Route 11
     City:                       Edwardsville
     County:                     Luzerne
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data

     Type:                       Community
     Gross Leaseable Area:       150,000 SF
     Year Built:                 1969
     Exterior Walls:             Brick Veneer
     Condition:                  Fair
     Anchor Tenant:
     Parking:                    Adequate

Lease Data

     Occupancy:
       Local:                    65.0%
       Overall:                  65.0
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $8.50-$15.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax Insur
     Free Rent (months):         Minimal
     Tenant Improvement:         Minimal
     Leasing Agent:              N/A
     Phone No.:                  ( ) -
     Survey Date:                N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
6/94    950   Holiday Hair      $15.48   N/A    None     Annual %age inc    3.00
--------------------------------------------------------------------------------
6/94  3,080   McKenzie           $8.50   N/A    None     Annual %age inc    3.00
================================================================================


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 65% leased. The most recent leases all include terms for 3 years. Construction quality is average and typical of other retail centers in the area.


                                [GRAPHIC OMITTED


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Location Data

     Property Name:               Pottstown Center
     Location:                    Route 663
     City:                        Pottstown
     County:                      Montgomery
     State/Zip:                   Pennsylvania
     Assessor's Parcel No(s):     N/A
     Atlas Reference:             N/A

Physical Data

     Type:                        Community
     Gross Leaseable Area:        171,267 SF
     Year Built:                  1976
     Exterior Walls:              Brick Veneer
     Condition:                   Average
     Anchor Tenant:               Wal-Mart
     Parking:                     Adequate

Lease Data

     Occupancy:
       Local:                     100%
       Overall:                   100%
     Typical Size:                2,000 SF
     Term:                        3-5 years
     Base Rent Per Square Foot:   $8.50-$15.50
     Rent Escalations:            Various
     Basis:                       N/A
     Expense Pass-Through:        CAM, Tax, Insur
     Free Rent (months)           Minimal
     Tenant Improvement           Minimal
     Leasing Agent                N/A
     Phone No                     ( ) -
     Survey Date                  N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
7/95  121,267  Wal-Mart         $6.99   N/A     None     Flat              20.00
================================================================================


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years. Construction quality is average and typical of other retail centers in the area.


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Location Data

     Property Name:              Route 6 Mall
     Location:                   N/S Route 6
     City:                       Honesdale
     County:                     Wayne
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data

     Type:                       Community
     Gross Leaseable Area:       144,229 SF
     Year Built:                 1978
     Exterior Walls:             Brick Veneer
     Condition:                  Average
     Anchor Tenant:              K-Mart
     Parking:                    Adequate

Lease Data

     Occupancy:
       Local:                    100%
       Overall:                  100%
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $5.5-$1 5.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax, Insur
     Free Rent (months):         Minimal
     Tenant Improvement:         Minimal
     Leasing Agent:              N/A
     Phone No                    ( ) -
     Survey Date:                N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
3/95 119,229   K-Mart           $5.77   N/A      None    Flat              25.00
================================================================================


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years and includes a percentage rent clause on 1.0% over $20.0 million. Construction quality is average and typical of other retail centers in the area.


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Location Data

     Property Name:              Bradford Towne Centre
     Location:                   N/S Route 6
     City:                       Wysox
     County:                     Bradford
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data

     Type:                       Community
     Gross Leaseable Area:       119,481 SF
     Year Built:                 1972
     Exterior Walls:             Brick Veneer
     Condition:                  Average
     Anchor Tenant:              K-Mart
     Parking:                    Adequate

Lease Data

     Occupancy:
       Local:                    100%
       Overall:                  100%
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $5.50-$15.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM. Tax, Insur
     Free Rent (months):         Minimal
     Tenant Improvement:         Minimal
     Leasing Agent:              N/A
     Phone No.:                  ( ) -
     Survey Date:                N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
7/94  94,481   K-Mart           $5.00   N/A     None     Flat              25.00
================================================================================


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years and includes a percentage rent clause on 1.0% over $16.875 million. Construction quality is average and typical of other retail centers in the area.


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Location Data

     Property Name:              Builder's Square Shopping Center
     Location:                   Cetronia Road
     City:                       Whitehall
     County:                     Lehigh
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data

     Type:                       Community
     Gross Leaseable Area:       106,400 SF
     Year Built:                 1994
     Exterior Walls:             Brick Veneer
     Condition:                  Good
     Anchor Tenant:              Builder's Square
     Parking:                    Adequate

Lease Data

     Occupancy:
       Local:                    100%
       Overall:                  100%
     Typical Size:               2,000 SF
     Term:                       3-S years
     Base Rent Per Square Foot:  $5.50-$15.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax, Insur
     Free Rent (months):         Minimal
     Tenant Improvement:         Minimal
     Leasing Agent:              N/A
     Phone No.:                  ( ) -
     Survey Date:                N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
3/94  106,400  Builder's Squar $10.05   N/A     None     Flat              25.00
================================================================================


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years. Construction quality is good and typical of other retail centers in the area.


================================================================================
                                  CB COMMERCIAL

================================================================================
                                      ADDENDUM E STRATEGIC MAPPING, INC. REPORTS
================================================================================


                                   ADDENDUM E
                        STRATEGIC MAPPING, INC. REPORTS


--------------------------------------------------------------------------------

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
PA/89 Monroe County                                                      5/20/96

                                        1980 Census     1990 Census   1995 Estimate      2000 Projection
Total Population                             69,409          95,709         116,250              134,535

   White                                     97.9 %          96.9 %          96.3 %               95.7 %
   Black                                      1.4 %           1.8 %           2.0 %                2.3 %
   American Indian                            0.1 %           0.1 %           0.2 %                0.2 %
   Asian                                      0.4 %           0.7 %           1.0 %                1.3 %
   Other                                      0.3 %           0.4 %           0.5 %                0.6 %

   Hispanic                                   0.8 %           2.1 %           2.9 %                3.7 %

Total Households                             25,170          34,206          41,352               47,467
Household Population                         67,156          91,957         112,498              130,783
Average Household Size                         2.67            2.69            2.72                 2.76

Household Income

   $ 0 - 9,999                               28.6 %          10.3 %           8.6 %                7.3 %
   $ 10,000 - 14,999                         17.7 %           8.4 %           7.5 %                6.3 %
   $ 15,000 - 24,999                         30.4 %          17.9 %          15.7 %               13.4 %
   $ 25,000 - 34,999                         15.2 %          17.1 %          14.9 %               13.9 %
   $ 35,000 - 49,999                          5.9 %          22.6 %          22.4 %               20.4 %
   $ 50,000 - 74,999                          1.7 %          16.6 %          19.5 %               22.4 %
   $ 75,000 - 99,999                          0.6 %           4.3 %           6.6 %                8.7 %
   $ 100,000 - 149,999                         --             2.0 %           3.5 %                5.8 %
   $ 150,000 +                                 --             0.8 %           1.2 %                1.8 %
     Total                                  100.0 %         100.0 %         100.0 %              100.0 %

Median Household Income ($)                  16,212          32,465          36,827               41,595
Aggregate HH Inc ($000)                     463,584       1,286,440       1,784,439            2,328,517
Median Family Income ($)                     18,919          36,807          41,752               47,158
Per Capita Income ($)                         6,903          13,990          15,862               17,804

Median Age Total Population                    32.6            34.0            35.8                 37.0
Median Age Adult Population                    42.9            41.5            43.5                 45.2

Median Age Female Population                   33.4            34.6            36.6                 38.2
Median Age Adult Female Population             43.7            42.0            44.1                 45.9

Median Age Male Population                     31.7            33.4            34.9                 35.6
Median Age Adult Male Population               42.2            40.9            42.9                 44.5



Area defined by County
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
PA/89 Monroe County                                                      5/20/96

                                  1980 Census       1990 Census     1995 Estimate    2000 Projection

Total Population by Age                69,409            95,709           116,250            134,535

   0 - 5                                7.4 %             8.9 %             8.7 %              8.3 %
   6 - 13                              11.5 %            11.1 %            11.5 %             11.4 %
   14 - 17                              6.8 %             4.9 %             5.6 %              5.7 %
   18 - 24                             12.5 %            10.3 %            10.0 %             10.6 %
   25 - 34                             15.6 %            16.6 %            13.1 %             11.2 %
   35 - 44                             11.5 %            16.0 %            16.6 %             15.2 %
   45 - 54                             10.8 %            10.1 %            12.4 %             14.4 %
   55 - 64                             10.9 %             9.2 %             8.1 %              8.8 %
   65 - 74                             13.1 %             8.1 %             8.4 %              7.6 %
   75 - 84                               --               3.9 %             4.5 %              5.1 %
   85 +                                  --               1.1 %             1.3 %              1.6 %

Female Population by Age               35,668            48,612            59,133             68,592

   0 - 5                                7.0 %             8.4 %             8.3 %              7.9 %
   6 - 13                              10.8 %            10.5 %            10.9 %             10.9 %
   14 - 17                              6.3 %             4.7 %             5.4 %              5.5 %
   18 - 24                             13.0 %            10.2 %             9.6 %             10.2 %
   25 - 34                             15.2 %            16.8 %            13.1 %             10.8 %
   35 - 44                             11.2 %            15.4 %            16.5 %             15.5 %
   45 - 54                             10.8 %             9.8 %            12.2 %             14.1 %
   55 - 64                             11.0 %             9.5 %             8.0 %              8.8 %
   65 - 74                             14.7 %             8.4 %             9.0 %              8.2 %
   75 - 84                               --               4.5 %             5.2 %              5.9 %
   85 +                                  --               1.6 %             1.8 %              2.2 %

Male Population by Age                 33,741            47,097            57,117             65,943

   0 - 5                                7.7 %             9.3 %             9.1 %              8.6 %
   6 - 13                              12.3 %            11.6 %            12.0 %             11.9 %
   14 - 17                              7.3 %             5.2 %             5.8 %              5.9 %
   18 - 24                             11.9 %            10.3 %            10.4 %             11.0 %
   25 - 34                             15.9 %            16.4 %            13.0 %             11.6 %
   35 - 44                             11.8 %            16.6 %            16.7 %             14.9 %
   45 - 54                             10.9 %            10.3 %            12.7 %             14.8 %
   55 - 64                             10.8 %             8.8 %             8.1 %              8.9 %
   65 - 74                             11.4 %             7.7 %             7.8 %              7.0 %
   75 - 84                               --               3.2 %             3.8 %              4.3 %
   85 +                                  --               0.6 %             0.8 %              1.0 %

Area defined by County
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                              Atlas MarketQuest
                               Economic Report

CBC - C1750-41                                                       Page 1 of 1
PA/89 Monroe County                                                     5/20/96
                                                             Sales       Volume
                                Number of   Employees   # of Firms  Total Sales
Primary SIC                         Firms     in Area    Reporting     $(00000)

  Agr/For/Fish                        103         362          101          152

  Mining                                3          15            2            6

  Construction                        821       2,965          776        3,033

  Manufacturing                       219       4,877          170        3,927

  Transp/Comm/Util                    181       3,894          108          413

  Wholesale Trade                     226       1,733          187        2,379

  Retail Trade                      1,272       9,165          964        5,350

  Fin/Insur/Real Est                  436       2,227          328        2,184

  Services                          1,736      15,068        1,479        8,425

  Total                             4,997      40,306        4,115       25,869


Financial Institution Deposit Data ($0000)

                                    Commercial    Savings Banks &         Credit
                                         Banks    Savings & Loans         Unions

IPC Deposits                            79,172             26,208            N/A
All Other Deposits                       5,604                542            N/A
Total Deposits                          84,776             26,750          7,613
Number of Offices                           33                  9              7

Number of Offices by Deposits
   % Under $50 Million                  87.9 %             77.8 %        100.0 %
   % $50 - $100 Million                 12.1 %             22.2 %          0.0 %
   % $100 - $500 Million                 0.0 %              0.0 %          0.0 %
   % $500 - $l Billion                   0.0 %              0.0 %          0.0 %
   % Over $1 Billion                     0.0 %              0.0 %          0.0 %


N/A - Data not reported
Area defined by County
Source: Sheshunoff Information Services Inc. & Dun & Bradstreet Inc. Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
PA/89 Monroe County                                                      5/20/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 103.1

----------------------------------Demographics----------------------------------

                  Total          Total      Household      Average     Median HH
             Population     Households     Population      HH Size        Income
1995            116,250         41,352        112,498         2.72       $36,827
2000            134,535         47,467        130,783         2.76       $41,595

------------------------------Expenditure Potential-----------------------------
                                      1995
                           Area  Yearly  Growth  Rate
                            Per Household        1.45 %
                                Total            4.29 %

-------------------------Retail Support Potential (000)-------------------------
                              1995:      4,574 sq. ft.

Product Potential                1995       2000     1995     2000        Yearly    Bench-
Within All Stores               Total      Total    $ Per    $ Per   Growth Rate      mark
                               ($000)     ($000)       HH       HH       Total $     Index
Apparel Store                  36,418     45,668      881      962        4.63 %      97.3
Appliance Store                 3,860      3,769       93       79       -0.47 %      95.3
Auto-Aftermarket Store         84,591     99,347    2,046    2,093        3.27 %     103.3
Convenience Store              44,179     51,484    1,068    1,085        3.11 %     104.3
Dept. Store                    38,997     47,585      943    1,002        4.06 %      97.8
Drug Store                     40,093     57,325      970    1,208        7.41 %     107.5
Electronics Store              15,215     22,739      368      479        8.37 %      98.5
Fast Food Restaurant Store     32,431     32,266      784      680       -0.10 %     102.7
Full Serv Restaurant Store     31,382     30,765      759      648       -0.40 %     101.2
Furniture Store                13,411     14,021      324      295        0.89 %      94.1
Grocery Store                 163,501    210,049    3,954    4,425        5.14 %     104.9
Hardware Store                  9,018     10,977      218      231        4.01 %     108.7
Home Centers Store             47,813     63,604    1,156    1,340        5.87 %     115.1
Jewelry Store                   5,406      6,400      131      135        3.43 %      91.5
Liquor Store                    6,960      6,925      168      146       -0.10 %     100.3
Mass Merchandiser Store        57,193     72,109    1,383    1,519        4.74 %     100.3
Photo Store                       970      1,084       23       23        2.24 %     104.9
Shoe Store                      7,784     10,472      188      221        6.11 %      98.8
Sporting Goods Store            9,589     12,475      232      263        5.40 %      99.3
Toy Store                       4,551      4,751      110      100        0.86 %     101.3
Variety Store                   3,136      4,000       76       84        4.98 %      99.5


Area defined by County
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
PA/89 Monroe County                                                      5/20/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential                1995       2000     1995     2000        Yearly    Bench-
Within All Stores               Total      Total    $ Per    $ Per   Growth Rate      mark
                               ($000)     ($000)       HH       HH       Total $     Index
Video Store                     3,137      5,957       76      126        13.68%     105.8
                            ---------  ---------   ------   ------
Total Shopping Center         659,634    813,771   15,952   17,144
All Other Stores              505,940    624,162   12,235   13,149
Total Retail                1,165,574  1,437,933   28,187   30,293


Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by County
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report
CBC - Cl750-41                                                       Page 1 of 4
Area 1 = PA/89 Monroe County                                             5/20/96

Description                                    Area 1

Population:

  2000 Projection                             134,535
  1995 Estimate                               116,250
  1990 Census                                  95,709
  1980 Census                                  69,409
  Percent Change, 1980 - 1990                    37.9
  Percent Change, 1990 - 1995                    21.5

1995 Population by Race:

  % White                                        96.3
  % Black                                         2.0
  % American Indian                               0.2
  % Asian                                         1.0
  % Other                                         0.5
  % Hispanic                                      2.9

1995 Population by Age:

  % 0 - 5                                         8.7
  % 6 - 13                                       11.5
  % l4 - 17                                       5.6
  % 18 - 20                                       4.7
  % 21 - 24                                       5.3
  % 25 - 34                                      13.1
  % 35 - 44                                      16.6
  % 45 - 54                                      12.4
  % 55 - 64                                       8.1
  % 65 - 74                                       8.4
  % 75 - 84                                       4.5
  % 85 +                                          1.3
  Median Age Total Population                    35.8
  Median Age Adult Population                    43.5

Households:

  2000 Projection                              47,467
  1995 Estimate                                41,352
  1990 Census                                  34,206
  1980 Census                                  25,170
  Percent Change, 1980 - 1990                    35.9
  Percent Change, 1990 - 1995                    20.9

1990 Household Population                       91,957
1990 Households w/Children under 18             12,903
1990 Households w/ Persons over 65               8,573


Area defined by County


Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 2 of 4
Area 1 = PA/89 Monroe County                                             5/20/96

Description                                     Area 1

1990 Family Population                          80,948
1990 Nonfamily Population                       11,009
1990 Group Quarters Population                   3,752

1990 Average Household Size                       2.69
1990 Average Family Size                          3.09
1990 Family Households                          25,751
1990 Nonfamily Households                        8,455

1995 Household Income:

  % $ 0 - $9,999                                   8.6
  % $ l0,000 - $ 14,999                            7.5
  % $ 15,000 - $ 24,999                           15.7
  % $ 25,000 - $ 34,999                           14.9
  % $ 35,000 - $ 49,999                           22.4
  % $ 50,000 - $ 74,999                           19.5
  % $ 75.000 - $ 99,999                            6.6
  % $100,000 - $149,999                            3.5
  % $150,000 +                                     1.2

2000 Median Household Income                   $41,595
1995 Median Household Income                   $36,827
1990 Median Household Income                   $32,465

2000 Average Household Income                  $49,055
1995 Average Household Income                  $43,152
1990 Average Household Income                  $37,459

2000 Per Capita Income                         $17,804
1995 Per Capita Income                         $15,862
1990 Per Capita Income                         $13,990

2000 Median Family Income                      $47,158
1995 Median Family Income                      $41,752
1990 Median Family Income                      $36,807

1990 Average Family Income                     $41,062


Area defined by County


Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-4l                                                       Page 3 of 4
Area 1 = PA/89 Monroe County                                             5/20/96

Description                                     Area 1

1990 Housing Unit Counts:
  Total Units                                   54,823
    Occupied Units                              34,206
      Owner Occupied                            25,905
      Renter Occupied                            8,301
    Vacant Units                                20,617
      Year Round                                 5,681
      Seasonal                                  14,936

1990 Housing Unit Percents:

  % Occupied of Total Units                       62.4
    % Owner Units of Occupied Units               75.7
    % Renter Units of Occupied Units              24.3
  % Vacant of Total Units                         37.6
    % Year Round of Vacant Units                  27.6
    % Seasonal of Vacant Units                    72.4
  % Condominiums of Total Units                    1.7

1990 Condominiums:

  Total Condominium Units                          907
    % Owner Occupied                               7.6
    % Renter Occupied                             19.8
    % Vacant                                      72.5

1990 Units in Structure:

  % 1, Detached                                   79.1
  % 1, Attached                                    4.2
  % 2                                              3.2
  % 3 - 9                                          4.7
  % 10 - 49                                        1.2
  % 50+                                            0.4
  % Mobile Homes                                   5.3
  % Other                                          1.9

1990 Median Home Value                        $117,924
1990 Median Contract Rent                         $435



Area defined by County


Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 4 of 4
Area 1 = PA/89 Monroe County                                             5/20/96

Description                                     Area 1

1995 Total Employed                             38,949
1995 Socio-Economic Measure                         53

1990 Occupation:
  Total Civil Labor Force                       47,702
    % Unemployed                                   5.6

  Total Employed                                45,021
    % White Collar                                52.4
      % Executive & Managerial                    10.8
      % Professional Specialty                    10.7
      % Technical Support                          3.1
      % Administrative Support                    15.5
      % Sales                                     12.2
    % Blue Collar                                 31.8
      % Precision Production, Craft & Repair      14.3
      % Machine Operators                          7.0
      % Transportation & Material Moving           5.5
      % Laborers                                   5.1
    % Fanning, Forestry & Fishing                  1.4
    % Service: Private Household                   0.4
    % Service: Protective                          1.6
    % Service: Other                              12.4

1990 Educational Attainment (Age 25 & Over):

  % Less than Grade 9                              6.8
  % Grade 9-12 (No Diploma)                       15.2
  % High School Graduate or Equivalency           40.7
  % Some College (No Degree)                      14.5
  % Associate Degree                               5.2
  % Bachelor Degree                               11.7
  % Graduate or Professional Degree                5.9


Area defined by County


Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 1 of 9
Area 1 = PA/89 Monroe County                                             5/20/96

Description                                         Area 1

1995 Socio-Economic Measure:                            53

1995 Employment:                                    38,949

Population:

  2000 Projection                                  134,535
  1995 Estimate                                    116,250
  1990 Census                                       95,709
  1990 - 1995 % Change (Growth)                      21.5%

  1990 Group Quarters Population                     3,752

1995 % Population by Race:

    White                                            96.3%
    Black                                             2.0%
    American Indian, Eskimo & Aleut                   0.2%
    Asian or Pacific Islander                         1.0%
    Other                                             0.5%
    Hispanic                                          2.9%

1990 % Population by Race:

    White                                            96.9%
    Black                                             1.8%
    American Indian, Eskimo & Aleut                   0.1%
    Asian or Pacific Islander                         0.7%
    Other                                             0.4%
    Hispanic                                          2.1%

1995 % Population by Sex:

    Male                                             49.1%
    Female                                           50.9%

1990 % Population by Sex:

    Male                                             49.2%
    Female                                           50.8%

2000 Pop per Square Mile (Pop Density)               221.5
1995 Pop per Square Mile (Pop Density)               191.4
1990 Pop per Square Mile (Pop Density)               157.6

Area (Square Miles)                                  607.3
Area (Square Kilometers)                           1,573.0


Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 2 of 9
Area 1 = PA/89 Monroe County                                             5/20/96

Description                                          Area 1


Households:

   2000 Projection                                   47,467
   1995 Estimate                                     41,352
   1990 Census                                       34,206
   1990 - 1995 % Change (Growth)                      20.9%

2000 Average Household Size                            2.76
1995 Average Household Size                            2.72
1990 Average Household Size                            2.69

2000 Per Capita Income                             $ 17,804
1995 Per Capita Income                             $ 15,862
1990 Per Capita Income                             $ 13,990

2000 Median Family Income                          $ 47,158
1995 Median Family Income                          $ 41,752
1990 Median Family Income                          $ 36,807

2000 Median Household Income                       $ 41,595
1995 Median Household Income                       $ 36,827
1990 Median Household Income                       $ 32,465

2000 Average Household Income                      $ 49,055
1995 Average Household Income                      $ 43,152
1990 Average Household Income                      $ 37,459

1995 % Household Income:

   $ 0 - $ 9,999                                       8.6%
   $ 10,000 - $ 14,999                                 7.5%
   $ 15,000 - $24,999                                 15.7%
   $ 25,000 - $ 34,999                                14.9%
   $ 35,000 - $ 49,999                                22.4%
   $ 50,000 - $ 74,999                                19.5%
   $ 75,000 - $ 99,999                                 6.6%
   $ 100,000 - $ 149,999                               3.5%
   $ 150,000+                                          1.2%


Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 3 of 9
Area 1 = PA/89 Monroe County                                             5/20/96

Description                                         Area 1

1990 % Household Income:

    $ 0 - $ 9,999                                    10.3%
    $ 10,000 - $ 14,999                               8.4%
    $ 15,000 - $ 24,999                              17.9%
    $ 25,000 - $ 34,999                              17.1%
    $ 35,000 - $ 49,999                              22.6%
    $ 50,000 - $ 74,999                              16.6%
    $ 75,000 - $ 99,999                               4.3%
    $ 100,000 - $ 149,999                             2.0%
    $ 150,000 +                                       0.8%

1995 % Population by Age:

    0 - 5                                             8.7%
    6 - 13                                           11.5%
    14 - 17                                           5.6%
    18 - 20                                           4.7%
    21 - 24                                           5.3%
    25 - 34                                          13.1%
    35 - 44                                          16.6%
    45 - 54                                          12.4%
    55 - 64                                           8.1%
    65 - 74                                           8.4%
    75 - 84                                           4.5%
    85 +                                              1.3%
    Median Age Total Population                       35.8
    Median Age Adult Population                       43.5

1990 % Population by Age:

    0 - 5                                             8.9%
    6 - 13                                           11.1%
    14 - 17                                           4.9%
    18 - 20                                           5.0%
    21 - 24                                           5.3%
    25 - 34                                          16.6%
    35 - 44                                          16.0%
    45 - 54                                          10.1%
    55 - 64                                           9.2%
    65 - 74                                           8.1%
    75 - 84                                           3.9%
    85 +                                              1.1%
    Median Age Total Population                       34.0
    Median Age Adult Population                       41.5


Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                              Atlas MarketQuest
                             Market Stats Report

CBC - C1750-41                                                       Page 4 of 9
Area 1 = PA/89 Monroe County                                             5/20/96

Description                                         Area 1


1995 % Female Population by Age:

    0 - 5                                             8.3%
    6 - 13                                           10.9%
    14 - 17                                           5.4%
    18 - 20                                           4.5%
    21 - 24                                           5.1%
    25 - 34                                          13.1%
    35 - 44                                          16.5%
    45 - 54                                          12.2%
    55 - 64                                           8.0%
    65 - 74                                           9.0%
    75 - 84                                           5.2%
    85 +                                              1.8%
    Female Median Age Total Population                36.6
    Female Median Age Adult Population                44.1

1990 % Female Population by Age:

    0 - 5                                             8.4%
    6 - 13                                           10.5%
    14 - 17                                           4.7%
    18 - 20                                           5.0%
    21 - 24                                           5.3%
    25 - 34                                          16.8%
    35 - 44                                          15.4%
    45 - 54                                           9.8%
    55 - 64                                           9.5%
    65 - 74                                           8.4%
    75 - 84                                           4.5%
    85 +                                              1.6%
    Female Median Age Total Population                34.6
    Female Median Age Adult Population                42.0

1990 % Hispanic Population by Type:

    Not of Hispanic Origin                           97.9%
    Mexican                                           0.2%
    Puerto Rican                                      1.0%
    Cuban                                             0.1%
    Other Hispanic                                    0.8%



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                              Atlas MarketQuest
                             Market Stats Report

CBC - C1750-41                                                       Page 5 of 9
Area 1 = PA/89 Monroe County                                             5/20/96

Description                                           Area 1


1990 % Population Enrolled in School (Age 3 & Over):

    Preprimary School                                 7.4%
    Elementary and High School                       65.7%
    College                                          26.9%
    Total School Enrollment                         23,230

1990 % Educational Attainment (Age 25 & Over):

    Less than Grade 9                                 6.8%
    Grade 9-12 (No Diploma)                          15.2%
    High School Graduate or Equivalency              40.7%
    Some College (No Degree)                         14.5%
    Associate Degree                                  5.2%
    Bachelor Degree                                  11.7%
    Graduate or Professional Degree                   5.9%

1990 % Employment Status:

    Total Labor Force:
      Armed Forces                                    0.2%
       Civilian:
         Employed                                    60.6%
         Unemployed                                   3.6%
    Not In Labor Force                               35.6%

    Female Labor Force:
      Armed Forces                                    0.1%
       Civilian:
         Employed                                    51.0%
         Unemployed                                   3.0%
    Not In Labor Force                               45.9%

1990 % Working Mothers:

    Child <6 Only                                    15.7%
    Child 6-17 Only                                  35.9%
    Child <6 & 6-17                                   9.9%
    Nonworking Mothers                               38.6%
    Total Mothers                                   11,996


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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 6 of 9
Area 1 = PA/89 Monroe County                                             5/20/96

Description                                           Area 1

1990 % Industry Employment:
    Agriculture/Forestry/Fishing                         1.2%
    Mining                                               0.3%
    Construction                                        10.1%
    Manufacturing:
      Nondurable Goods                                   8.2%
      Durable Goods                                      7.8%
    Transportation                                       5.3%
    Communications & Public Utilities                    2.6%
    Wholesale Trade                                      2.8%
    Retail Trade                                        18.9%
    Finance/Insurance/Real Estate                        6.6%
    Services:
      Business & Repair                                  4.1%
      Personal                                           8.1%
      Entertainment & Recreation                         1.6%
      Health                                             5.9%
      Educational                                        7.3%
      Other Professional & Related                       5.0%
    Public Administration                                4.3%
    Total                                              45,021

1990 % Occupation:
    Executive & Managerial                              10.8%
    Professional Specialty                              10.7%
    Technical Support                                    3.1%
    Sales                                               12.2%
    Administrative Support                              15.5%
    Service: Private Household                           0.4%
    Service: Protective                                  1.6%
    Service: Other                                      12.4%
    Farming, Forestry & Fishing                          1.4%
    Precision Production, Craft & Repair                14.3%
    Machine Operator, Assemblers & Inspectors            7.0%
    Transportation & Material Moving                     5.5%
    Laborers                                             5.1%

    White Collar Total                                  52.4%
    Blue Collar Total                                   31.8%
    Total Employed                                     45,021

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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 7 of 9
Area 1 = PA/89 Monroe County                                             5/20/96

Description                                         Area 1

1990 % Marital Status:

    Total Male:                                     36,646
      Never Married                                  26.5%
      Married                                        62.9%
      Separated                                       1.8%
      Widowed                                         2.7%
      Divorced                                        6.1%

    Total Female:                                   38,792
      Never Married                                  20.8%
      Married                                        59.3%
      Separated                                       2.1%
      Widowed                                        10.8%
      Divorced                                        7.0%

1990 Households by Type:

    One Person Households                            6,566
    Two or more Person Households:
       Family Households:
        Married Couple                              22,143
        Male Householder                             1,032
        Female Householder                           2,576
      Nonfamily Households                           1,889

1990 Family Households With Children

    Married Couple Family                           10,656
    Male Householder                                   571
    Female Householder                               1,508

1990 Population by Household Type:

    Family Households                               80,948
    Nonfamily Households                            11,009

1990 Households With:

    Children Under 18                               12,903
    Persons Over 65                                  8,573
    Householder Over 65                              7,486

1990 Average Family Size                              3.09


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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 8 of 9
Area 1 = PA/89 Monroe County                                             5/20/96

Description                                        Area 1

1990 Median Home Value                          $ 117,924
1990 Average Home Value                         $ 128,301
1990 Median Contract Rent                            $435
1990 Average Contract Rent                           $436

1990 Persons In Unit:

    1 Person Units                                  6,566
    2 Person Units                                 12,033
    3 Person Units                                  6,227
    4+ Person Units                                 9,380

1990 Housing Unit Counts:

    Total Units                                    54,823
      % Occupied                                    62.4%
      % Vacant                                      37.6%
      % Year Round                                  10.4%
      % Seasonal                                    27.2%
    Occupied Units                                 34,206
      % Owner Occupied                              75.7%
      % Renter Occupied                             24.3%
    Vacant Units                                   20,617
      % Year Round of Vacant Units                  27.6%
      % Seasonal of Vacant Units                    72.4%

1990 Total Housing Units in Structure              54,823

    1, Detached                                     79.1%
    1, Attached                                      4.2%
    2,                                               3.2%
    3 - 9                                            4.7%
    10 - 49                                          1.2%
    50 +                                             0.4%
    Mobile Home or Trailer                           5.3%
    Other                                            1.9%

1990 Housing Units by Year Built                   25,905

    Built 1985 to March, 1990                       26.8%
    Built 1980 to 1984                               9.6%
    Built 1970 to 1979                              24.2%
    Built 1960 to 1969                              12.6%
    Built 1950 to 1959                               8.7%
    Built 1949 or Earlier                           18.0%



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                              Atlas MarketQuest
                             Market Stats Report

CBC - C1750-41                                                       Page 9 of 9
Area 1 = PA/89 Monroe County                                             5/20/96

Description                                        Area 1

1990 % Means of Transportation to Work:
    Car, Truck or Van:
      Drove Alone                                   76.1%
      Carpooled                                     14.1%
    Public Transportation                            1.7%
    Other Means                                      4.9%
    Worked at Home                                   3.2%

1990 % Travel Time to Work:
    0 - 14 Minutes                                  38.3%
    15 - 29 Minutes                                 30.7%
    30 - 59 Minutes                                 19.8%
    60 - 89 Minutes                                  7.3%
    90 + Minutes                                     3.9%

1990 Households by Number of Vehicles:
    1 Vehicle                                      10,259
    2 Vehicles                                     15,406
    3 Vehicles                                      4,793
    4 Vehicles                                      1,410
    5 or More Vehicles                                467


Area defined by County

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                               Atlas MarketQuest
                                 Profile Report
CBC - C1750-41                                                       Page 1 of 4
Area 1 = strouds 3 Mile Radius                                           6/11/96
Area 2 = strouds 5 Mile Radius
Area 3 = strouds 7 Mile Radius

Description                             Area 1        Area 2          Area 3

Population:

   2000 Projection                      30,030        40,651          58,061
   1995 Estimate                        27,166        36,565          51,968
   1990 Census                          23,778        31,753          44,920
   1980 Census                          22,381        27,437          36,310
   Percent Change, 1980 - 1990             6.2          15.7            23.7
   Percent Change, 1990 - 1995            14.2          15.2            15.7

1995 Population by Race:

   % White                                94.7          95.2            95.8
   % Black                                 3.2           3.0             2.5
   % American Indian                       0.1           0.1             0.1
   % Asian                                 1.4           1.3             1.1
   % Other                                 0.6           0.5             0.5
   % Hispanic                              2.4           2.4             2.4

1995 Population by Age:

   % 0 - 5                                 6.3           7.0             7.7
   % 6 - 13                                8.8           9.6            10.4
   % 14 - 17                               6.4           6.1             5.8
   % 18 - 20                               6.1           5.6             5.2
   % 21 -24                                7.5           6.9             6.3
   % 25 - 34                              14.5          13.7            13.4
   % 35 - 44                              13.7          14.7            15.8
   % 45 - 54                              11.0          11.7            12.1
   % 55 - 64                               8.4           8.5             8.3
   % 65 - 74                               9.4           8.9             8.4
   % 75 - 84                               6.0           5.5             5.0
   % 85 +                                  2.0           1.9             1.7
   Median Age Total Population            35.3          35.8            35.8
   Median Age Adult Population            43.2          43.5            43.3

Households:

   2000 Projection                      11,093        14,656          20,689
   1995 Estimate                        10,044        13,225          18,605
   1990 Census                           8,742        11,452          16,085
   1980 Census                           8,186         9,958          13,105
   Percent Change, 1980 - 1990             6.8          15.0            22.7
   Percent Change, 1990 - 1995            14.9          15.5            15.7
1990 Household Population               21,199        28,857          41,786
1990 Households w/ Children under 18     2,574         3,690           5,580
1990 Households w/ Persons over 65       2,767         3,356           4,362


Area defined by Circle: (40.991816,75.18742): 3 mile(s)
Area defined by Circle: (40.991816,75.18742): 5 mile(s)
Area defined by Circle: (40.991816,75.18742): 7 mile(s)
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                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 2 of 4
Area 1 = strouds 3 Mile Radius                                           6/11/96
Area 2 = strouds 5 Mile Radius
Area 3 = strouds 7 Mile Radius

Description                            Area 1         Area 2          Area 3

1990 Family Population                 17,171         24,096          35,768
1990 Nonfamily Population               4,028          4,761           6,018
1990 Group Quarters Population          2,579          2,897           3,137
1990 Average Household Size              2.42           2.52            2.60
1990 Average Family Size                 2.97           3.02            3.06
1990 Family Households                  5,674          7,831          11,473
1990 Nonfamily Households               3,066          3,623           4,612

1995 Household Income:

   % $ 0 - $9,999                        11.4           10.2             9.5
   % $ 10,000 - $ 14,999                  8.9            8.1             7.3
   % $ l5,000 - $ 24,999                 16.4           15.2            14.6
   % $ 25,000 - $ 34,999                 14.9           14.3            14.3
   % $ 35,000 - $ 49,999                 20.0           20.0            21.0
   % $ 50,000 - $ 74,999                 17.0           19.4            20.2
   % $ 75,000 - $ 99,999                  6.4            7.3             7.5
   % $l00,000 - $149,999                  3.8            4.3             4.1
   % $150,000+                            1.0            1.2             1.3

2000 Median Household Income          $37,996        $41,205         $42,563
1995 Median Household Income          $33,757        $36,465         $37,599
1990 Median Household Income          $30,172        $32,220         $33,323

2000 Average Household Income         $46,596        $49,601         $50,559
1995 Average Household Income         $40,938        $43,553         $44,312
1990 Average Household Income         $35,634        $37,894         $38,400

2000 Per Capita Income                $18,830        $19,255         $19,044
1995 Per Capita Income                $16,724        $17,108         $16,883
1990 Per Capita Income                $14,639        $15,029         $14,834

2000 Median Family Income             $46,746        $49,954         $49,806
1995 Median Family Income             $41,531        $44,207         $43,998
1990 Median Family Income             $37,120        $39,061         $38,994

1990 Average Family Income            $42,074        $44,059         $43,752


Area defined by Circle: (40.991816,75.18742): 3 mile(s)
Area defined by Circle: (40.991816,75.18742): 5 mile(s)
Area defined by Circle: (40.991816,75.18742): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 3 of 4
Area 1 = strouds 3 Mile Radius                                           6/11/96
Area 2 = strouds 5 Mile Radius
Area 3 = strouds 7 Mile Radius

Description                                 Area 1        Area 2        Area 3

1990 Housing Unit Counts:

   Total Units                              10,024        13,603        19,695
    Occupied Units                           8,742        11,452        16,085
      Owner Occupied                         5,246         7,462        11,270
      Renter Occupied                        3,499         3,993         4,817
    Vacant Units                             1,282         2,151         3,610
      Year Round                               799         1,079         1,716
      Seasonal                                 482         1,072         1,893

1990 Housing Unit Percents:

   % Occupied of Total Units                  87.2          84.2          81.7
     % Owner Units of Occupied Units          60.0          65.2          70.1
     % Renter Units of Occupied Units         40.0          34.9          29.9
   % Vacant of Total Units                    12.8          15.8          18.3
     % Year Round of Vacant Units             62.3          50.2          47.5
     % Seasonal of Vacant Units               37.6          49.8          52.4
   % Condominiums of Total Units               1.8           1.8           1.5

1990 Condominiums:

   Total Condominium Units                     184           247           303
    % Owner Occupied                          12.5           9.3           7.6
    % Renter Occupied                         47.8          35.6          29.0
    % Vacant                                  39.7          55.1          63.4

1990 Units in Structure:

   % 1, Detached                              54.9          62.9          67.6
   % 1, Attached                              10.2           7.7           6.3
   % 2                                         8.6           7.1           5.7
   % 3-9                                      12.4          10.0           8.2
   % 10 - 49                                   4.8           3.6           2.5
   % 50 +                                      1.9           1.4           1.0
   % Mobile Homes                              3.5           4.2           5.7
   % Other                                     3.8           3.2           2.9

1990 Median Home Value                    $114,666      $119,663      $121,124
1990 Median Contract Rent                     $434          $436          $433


Area defined by Circle: (40.991816,75.18742): 3 mile(s)
Area defined by Circle: (40.991816,75.18742): 5 mile(s)
Area defined by Circle: (40.991816,75.18742): 7 mile(s)
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                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-4l                                                       Page 4 of 4
Area 1 = strouds 3 Mile Radius                                           6/11/96
Area 2 = strouds 5 Mile Radius
Area 3 = strouds 7 Mile Radius

Description                                    Area 1     Area 2        Area 3

1995 Total Employed                            12,311     14,691        17,412
1995 Socio-Economic Measure                        50         54            55

1990 Occupation:

   Total Civil Labor Force                     12,218     16,264        22,998
    % Unemployed                                  6.2        6.1           5.6
   Total Employed                              11,462     15,280        21,714
    % White Collar                               58.0       56.9          55.2
      % Executive & Managerial                   10.6       10.8          10.5
      % Professional Specialty                   13.4       12.8          12.8
      % Technical Support                         3.2        3.1           3.3
      % Administrative Support                   17.2       16.7          15.9
      % Sales                                    13.7       13.5          12.7
    % Blue Collar                                24.5       26.5          29.3
      % Precision Production, Craft & Repair     10.0       11.0          12.6
      % Machine Operators                         7.4        7.7           7.9
      % Transportation & Material Moving          2.6        3.3           3.9
      % Laborers                                  4.5        4.4           4.9
    % Farming, Forestry & Fishing                 1.1        1.2           1.2
    % Service: Private Household                  0.5        0.5           0.4
    % Service: Protective                         1.6        1.6           1.5
    % Service: Other                             14.3       13.3          12.4

1990 Educational Attainment (Age 25 & Over):

   % Less than Grade 9                            8.7        7.9           7.9
   % Grade 9-12 (No Diploma)                     14.9       14.5          14.5
   % High School Graduate or Equivalency         37.9       39.0          39.1
   % Some College (No Degree)                    12.6       13.1          13.7
   % Associate Degree                             4.7        4.9           5.1
   % Bachelor Degree                             13.0       13.1          12.7
   % Graduate or Professional Degree              8.2        7.6           7.1


Area defined by Circle: (40.991816,75.18742): 3 mile(s)
Area defined by Circle: (40.991816,75.18742): 5 mile(s)
Area defined by Circle: (40.991816,75.18742): 7 mile(s)
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                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
stroudsburg 1 Mile Radius                                                5/23/96

                                     1980 Census   1990 Census   1995 Estimate  2000 Projection
Total Population                           9,703        10,216          11,725           13,040

   White                                   96.1%         94.6%           93.7%            92.8%
   Black                                    3.1%          3.9%            4.2%             4.5%
   American Indian                          0.1%          0.1%            0.1%             0.1%
   Asian                                    0.4%          0.9%            1.3%             1.7%
   Other                                    0.4%          0.6%            0.7%             0.8%

   Hispanic                                 0.8%          1.8%            2.5%             3.1%

Total Households                           3,391         3,495           4,101            4,608
Household Population                       7,982         8,138           9,643           10,958
Average Household Size                      2.35          2.33            2.35             2.38

Household Income

   $0 - 9,999                              38.4%         14.7%           12.3%            10.2%
   $10,000 - 14,999                        18.0%         11.3%           10.3%             8.7%
   $ 15,000 - 24,999                       26.6%         20.6%           19.0%            16.4%
   $ 25,000 - 34,999                       11.2%         15.7%           16.0%            16.5%
   $ 35,000 - 49,999                        4.1%         19.8%           19.9%            18.1%
   $ 50,000 - 74,999                        1.1%         13.4%           14.4%            17.7%
   $ 75,000 - 99,999                        0.7%          3.0%            5.3%             6.9%
   $ 100,000 - 149,999                      --            1.5%            2.6%             4.6%
   $ 150.000 +                              --            0.1%            0.2%             0.8%
      Total                               100.0%        100.0%          100.0%           100.0%

Median Household Income ($)               13,229        26,518          29,874           33,834
Aggregate HH Inc ($000)                   53,905       108,152         148,453          190,295
Median Family Income ($)                  17,447        36,248          40,835           46,248
Per Capita Income ($)                      6,753        13,290          15,395           17,366

Median Age Total Population                 28.4          28.4            31.0             33.3
Median Age Adult Population                 36.7          34.5            38.9             40.7

Median Age Female Population                29.6          29.7            32.4             34.5
Median Age Adult Female Population          38.4          36.5            41.0             42.5

Median Age Male Population                  27.1          27.1            29.7             32.2
Median Age Adult Male Population            34.9          32.8            36.9             39.0

Area defined by Circle: (40.991816,75.18742): 1 mile(s)
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                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
stroudsburg 1 Mile Radius                                                5/23/96

                          1980 Census    1990 Census  1995 Estimate  2000 Projection

Total Population by Age         9,703         10,216         11,725           13,040

   0 - 5                         5.1%           5.7%           5.8%             5.8%
   6 - 13                        7.8%           6.8%           7.6%             7.9%
   14 - 17                       5.2%           3.5%           8.3%             8.1%
   18 - 24                      27.2%          28.9%          17.9%            16.8%
   25 - 34                      12.4%          13.6%          16.4%            14.4%
   35 - 44                       7.6%          10.7%          11.7%            13.1%
   45 - 54                       8.5%           7.3%           9.0%            10.3%
   55 - 64                      10.1%           7.4%           6.6%             7.2%
   65 - 74                      16.1%           8.4%           8.3%             7.8%
   75 - 84                        --            5.7%           6.3%             6.2%
   85 +                           --            1.9%           2.2%             2.4%

Female Population by Age        5,414          5,586          6,380            7,069

   0 - 5                         4.5%           5.2%           5.2%             5.2%
   6 - 13                        6.7%           6.5%           7.1%             7.2%
   14 - 17                       4.8%           3.4%           8.3%             8.2%
   18 - 24                      28.2%          28.5%          17.9%            16.8%
   25 - 34                      11.3%          12.3%          15.1%            13.5%
   35 - 44                       7.1%          10.3%          11.0%            12.3%
   45 - 54                       8.2%           7.1%           9.1%            10.1%
   55 - 64                       9.8%           7.5%           6.5%             7.2%
   65 - 74                      19.3%           9.2%           9.0%             8.5%
   75 - 84                       --             7.0%           7.7%             7.6%
   85 +                          --             2.8%           3.1%             3.3%

Male Population by Age          4,284          4,634          5,347            5,974

   0 - 5                         5.9%           6.3%           6.5%             6.4%
   6 - 13                        9.2%           7.1%           8.3%             8.7%
   14 - 17                       5.7%           3.6%           8.3%             8.1%
   18 - 24                      26.0%          29.3%          18.0%            16.8%
   25 - 34                      13.7%          15.2%          18.0%            15.4%
   35 - 44                       8.1%          11.1%          12.5%            14.0%
   45 - 54                       8.9%           7.4%           8.9%            10.7%
   55 - 64                      10.5%           7.3%           6.7%             7.1%
   65 - 74                      12.0%           7.4%           7.4%             7.0%
   75 - 84                        --            4.2%           4.5%             4.5%
   85 +                           --            0.9%           1.1%             1.3%


Area defined by Circle: (40.991816,75.18742): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
stroudsburg 3 Mile Radius                                                5/23/96

                                     1980 Census    1990 Census  1995 Estimate  2000 Projection

Total Population                          22,381         23,778         27,166           30,030
   White                                   96.9%          95.6%          94.7%            93.9%
   Black                                    2.2%           2.9%           3.2%             3.6%
   American Indian                          0.1%           0.1%           0.1%             0.1%
   Asian                                    0.5%           1.0%           1.4%             1.7%
   Other                                    0.3%           0.5%           0.6%             0.7%
   Hispanic                                 0.8%           1.8%           2.4%             3.0%
Total Households                           8.186          8,742         10,044           11,093
Household Population                      20,505         21,199         24,586           27,450
Average Household Size                      2.50           2.42           2.45             2.47

Household Income
   $ 0 - 9,999                             32.8%          13.7%          11.4%             9.5%
   $ 10.000 -  14,999                      16.9%           9.6%           8.9%             7.8%
   $ 15,000 -  24,999                      28.2%          17.6%          16.4%            14.7%
   $ 25,000 -  34,999                      13.9%          16.6%          14.9%            14.0%
   $ 35,000 -  49,999                       5.6%          20.2%          20.0%            18.5%
   $ 50,000 -  74,999                       1.6%          14.9%          17.0%            19.7%
   $ 75,000 -  99,999                       1.0%           4.5%           6.4%             7.9%
   $100,000 - 149,999                       --             2.1%           3.8%             6.0%
   $150,000 +                               --             0.8%           1.0%             1.8%
      Total                               100.0%         100.0%         100.0%           100.0%

Median Household Income ($)               15,104         30,172         33,757           37,996
Aggregate HH Inc ($000)                  151,266        310,333        411,183          516,893
Median Family Income(S)                   19,064         37,120         41,531           46,746
Per Capita Income(S)                       7,377         14,639         16,724           18,830
Median Age Total Population                 32.2           33.8           35.3             36.6
Median Age Adult Population                 42.6           40.8           43.2             44.4
Median Age Female Population                33.7           35.1           36.9             38.3
Median Age Adult Female Population          43.8           42.1           44.5             45.7
Median Age Male Population                  30.7           32.3           33.7             34.9
Median Age Adult Male Population            41.3           39.5           41.8             43.0


Area defined by Circle: (40.991816,75.18742): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
stroudsburg 3 Mile Radius                                                5/23/96

                                1980 Census  1990 Census   1995 Estimate  2000 Projection

Total Population by Age               22,381      23,778          27,166           30,030

   0 - 5                                5.9%        6.5%            6.3%             6.2%
   6 - 13                               9.7%        8.4%            8.8%             8.8%
   14 - 17                              6.1%        4.4%            6.4%             6.4%
   18 - 24                             18.3%       18.3%           13.6%            13.1%
   25 - 34                             13.6%       14.2%           14.5%            13.3%
   35 - 44                              9.6%       13.2%           13.7%            13.7%
   45 - 54                             10.5%        9.4%           11.0%            12.2%
   55 - 64                             11.2%        9.2%            8.4%             8.8%
   65 - 74                             15.1%        9.3%            9.4%             9.1%
   75 - 84                              --          5.5%            6.0%             6.2%
   85 +                                 --          1.8%            2.0%             2.2%

Female Population by Age              11,986      12,668          14,469           15,992

   0 - 5                                5.4%        5.8%            5.7%             5.6%
   6 - 13                               8.7%        7.7%            8.1%             8.1%
   14 - 17                              5.6%        4.3%            6.2%             6.2%
   18 - 24                             19.0%       18.3%           13.4%            12.7%
   25 - 34                             12.8%       13.7%           13.9%            12.9%
   35 - 44                              9.4%       12.7%           13.3%            13.5%
   45 - 54                             10.4%        9.2%           10.8%            11.9%
   55 - 64                             11.0%        9.3%            8.3%             8.8%
   65 - 74                             17.6%       10.0%           10.3%             9.9%
   75 - 84                              --          6.4%            7.2%             7.4%
   85 +                                 --          2.5%            2.8%             3.1%

Male Population by Age                10,394      11,111          12,694           14,039

   0 - 5                                6.5%        7.1%            7.0%             6.9%
   6 - 13                              10.9%        9.2%            9.6%             9.6%
   14 - 17                              6.7%        4.5%            6.5%             6.6%
   18 - 24                             17.4%       18.4%           13.8%            13.4%
   25 - 34                             14.4%       14.7%           15.1%            13.8%
   35 - 44                              9.7%       13.8%           14.1%            14.0%
   45 - 54                             10.7%        9.5%           11.2%            12.6%
   55 - 64                             11.4%        9.0%            8.5%             8.8%
   65 - 74                             12.2%        8.4%            8.4%             8.2%
   75 - 84                              --          4.3%            4.7%             4.9%
   85 +                                 --          1.0%            1.1%             1.2%


Area defined by Circle: (40.991816,75.18742): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report
CBC - C1750-41                                                       Page 1 of 2
stroudsburg 5 Mile Radius                                                5/23/96

                                     1980 Census  1990 Census    1995 Estimate  2000 Projection
Total Population                          27,437       31,753           36,565           40,651

   White                                   97.3%        96.0%            95.2%            94.4%
   Black                                    1.9%         2.6%             3.0%             3.3%
   American Indian                          0.1%         0.1%             0.1%             0.1%
   Asian                                    0.4%         0.9%             1.3%             1.6%
   Other                                    0.3%         0.4%             0.5%             0.6%

   Hispanic                                 0.8%         1.8%             2.4%             3.0%

Total Households                           9,958       11,452           13,225           14,656
Household Population                      25,475       28,857           33,668           37,754
Average Household Size                      2.56         2.52             2.55             2.58

Household Income

   $ 0 - 9,999                             31.2%        12.2%            10.2%             8.5%
   $ 10,000 - 14,999                       16.8%         8.8%             8.1%             7.0%
   $ 15,000 - 24,999                       29.0%        16.6%            15.2%            13.6%
   $ 25,000 - 34,999                       14.7%        16.0%            14.3%            13.0%
   $ 35,000 - 49,999                        5.9%        21.9%            20.0%            18.3%
   $ 50,000 - 74.999                        1.6%        16.1%            19.4%            21.9%
   $ 75,000 - 99,999                        0.9%         5.2%             7.3%             8.7%
   $ 100,000 - 149,999                      --           2.4%             4.3%             6.8%
   $ 150,000 +                              --           0.9%             1.2%             2.1%
      Total                               100.0%       100.0%           100.0%           100.0%

Median Household Income($)                15,700       32,220           36,465           41,205
Aggregate HH Inc ($000)                  185,386      433,699          575,992          726,951
Median Family Income ($)                  19,284       39,061           44,207           49,954
Per Capita Income($)                       7,277       15,029           17,108           19,255

Median Age Total Population                 32.4         34.1             35.8             37.0
Median Age Adult Population                 42.8         41.2             43.5             45.0

Median Age Female Population                33.7         35.2             37.1             38.6
Median Age Adult Female Population          43.8         42.2             44.6             46.1

Median Age Male Population                  31.2         33.0             34.2             35.2
Median Age Adult Male Population            41.6         40.1             42.4             43.8


Area defined by Circle: (40.991816,75.18742): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
stroudsburg 5 Mile Radius                                                5/23/96

                           1980 Census   1990 Census   1995 Estimate  2000 Projection
Total Population by Age         27,437        31,753          36,565           40,651

   0 - 5                          6.3%          7.2%            7.0%             6.8%
   6 - 13                        10.3%          9.2%            9.6%             9.5%
   14 - 17                        6.3%          4.6%            6.1%             6.2%
   18 - 24                       16.7%         15.7%           12.5%            12.2%
   25 - 34                       14.0%         14.6%           13.7%            12.7%
   35 - 44                       10.2%         14.5%           14.7%            13.9%
   45 - 54                       10.7%          9.7%           11.7%            13.2%
   55 - 64                       11.0%          9.2%            8.5%             9.0%
   65 - 74                       14.6%          8.7%            8.9%             8.6%
   75 - 84                        --            5.0%            5.5%             5.8%
   85 +                           --            1.7%            1.9%             2.1%

Female Population by Age        14,562        16,652          19,172           21,330

   0 - 5                          5.9%          6.6%            6.5%             6.3%
   6 - 13                         9.3%          8.6%            8.9%             8.9%
   14 - 17                        5.8%          4.6%            6.0%             6.0%
   18 - 24                       17.4%         15.6%           12.3%            11.9%
   25 - 34                       13.3%         14.4%           13.1%            12.1%
   35 - 44                       10.0%         13.9%           14.5%            13.9%
   45 - 54                       10.5%          9.5%           11.4%            12.9%
   55 - 64                       10.9%          9.3%            8.3%             8.9%
   65 - 74                       17.0%          9.4%            9.7%             9.3%
   75 - 84                        --            5.9%            6.6%             6.9%
   85 +                           --            2.4%            2.7%             2.9%

Male Population by Age          12,874        15,103          17,382           19,312

   0 - 5                          6.7%          7.8%            7.6%             7.3%
   6 - 13                        11.4%          9.9%           10.4%            10.2%
   14 - 17                        6.9%          4.6%            6.2%             6.4%
   18 - 24                       15.9%         15.9%           12.7%            12.5%
   25 - 34                       14.7%         14.9%           14.3%            13.3%
   35 - 44                       10.4%         15.1%           14.9%            14.0%
   45 - 54                       11.0%         10.0%           12.0%            13.6%
   55 - 64                       11.1%          9.0%            8.6%             9.0%
   65 - 74                       12.0%          7.9%            8.1%             7.8%
   75 - 84                        --            4.0%            4.3%             4.7%
   85 +                           --            0.9%            1.1%             1.2%


Area defined by Circle: (40.991816,75.18742): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 1 of 4
Area 1 = stroudsburg 1 Mile Radius                                       5/23/96
Area 2 = stroudsburg 3 Mile Radius
Area 3 = stroudsburg 5 Mile Radius

Description                                           Area 1    Area 2    Area 3

Population:

   2000 Projection                                    13,040    30,030    40,651
   1995 Estimate                                      11,725    27,166    36,565
   1990 Census                                        10,216    23,778    31,753
   1980 Census                                         9,703    22,381    27,437
   Percent Change, 1980 - 1990                           5.3       6.2      15.7
   Percent Change, 1990 - 1995                          14.8      14.2      15.2

1995 Population by Race:

   % White                                              93.7      94.7      95.2
   % Black                                               4.2       3.2       3.0
   % American Indian                                     0.1       0.1       0.1
   % Asian                                               1.3       1.4       1.3
   % Other                                               0.7       0.6       0.5
   % Hispanic                                            2.5       2.4       2.4

1995 Population by Age:

   % 0 - 5                                               5.8       6.3       7.0
   % 6 - 13                                              7.6       8.8       9.6
   % 14 - 17                                             8.3       6.4       6.1
   % 18 - 20                                             8.3       6.1       5.6
   % 21 - 24                                             9.6       7.5       6.9
   % 25 - 34                                            16.4      14.5      13.7
   % 35 - 44                                            11.7      13.7      14.7
   % 45 - 54                                             9.0      11.0      11.7
   % 55 - 64                                             6.6       8.4       8.5
   % 65 - 74                                             8.3       9.4       8.9
   % 75 - 84                                             6.3       6.0       5.5
   % 85 +                                                2.2       2.0       1.9
   Median Age Total Population                          31.0      35.3      35.8
   Median Age Adult Population                          38.9      43.2      43.5

Households:

   2000 Projection                                     4,608    11,093    14,656
   1995 Estimate                                       4,101    10,044    13,225
   1990 Census                                         3,495     8,742    11,452
   1980 Census                                         3,391     8,186     9,958
   Percent Change, 1980 - 1990                           3.1       6.8      15.0
   Percent Change, 1990 - 1995                          17.3      14.9      15.5

1990 Household Population                              8,138    21,199    28,857
1990 Households w/ Children under 18                     929     2,574     3,690
1990 Households w/ Persons over 65                     1,160     2,767     3,356


Area defined by Circle: (40.991816,75.18742): 1 mile(s)
Area defined by Circle: (40.991816,75.18742): 3 mile(s)
Area defined by Circle: (40.991816,75.18742): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 2 of 4
Area 1 = stroudsburg 1 Mile Radius                                       5/23/96
Area 2 = stroudsburg 3 Mile Radius
Area 3 = stroudsburg 5 Mile Radius

Description                                         Area 1     Area 2     Area 3

1990 Family Population                               6,117     17.171     24,096
1990 Nonfamily Population                            2,021      4,028      4,761
1990 Group Quarters Population                       2,083      2,579      2,897

1990 Average Household Size                           2.33       2.42       2.52
1990 Average Family Size                              2.95       2.97       3.02
1990 Family Households                               2,020      5,674      7,831
1990 Nonfamily Households                            1,471      3,066      3,623

1995 Household Income:

   % $ 0 - 59,999                                     12.3       11.4       10.2
   % $ 10,000 - $ 14,999                              10.3        8.9        8.1
   % $ 15,000 - S 24,999                              19.0       16.4       15.2
   % $ 25,000 - $ 34,999                              16.0       14.9       14.3
   % $ 35,000 - $ 49,999                              19.9       20.0       20.0
   % $ 50,000 - $ 74,999                              14.4       17.0       19.4
   % $ 75,000 - $ 99,999                               5.3        6.4        7.3
   % $100,000 - $149,999                               2.6        3.8        4.3
   % $150,000 +                                        0.2        1.0        1.2

2000 Median Household Income                      $ 33,834   $ 37,996   $ 41,205
1995 Median Household Income                      $ 29,874   $ 33,757   $ 36,465
1990 Median Household Income                      $ 26,518   $ 30,172   $ 32,220

2000 Average Household Income                     $ 41,297   $ 46,596   $ 49,601
1995 Average Household income                     $ 36,199   $ 40,938   $ 43,553
1990 Average Household Income                     $ 31,504   $ 35,634   $ 37,894

2000 Per Capita Income                            $ 17,366   $ 18,830   $ 19,255
1995 Per Capita Income                            $ 15,395   $ 16,724   $ 17,108
1990 Per Capita Income                            $ 13,290   $ 14,639   $ 15,029

2000 Median Family Income                         $ 46,248   $ 46,746   $ 49,954
1995 Median Family Income                         $ 40,835   $ 41,531   $ 44,207
1990 Median Family Income                         $ 36,248   $ 37,120   $ 39,061

1990 Average Family Income                        $ 38,219   $ 42,074   $ 44,059


Area defined by Circle: (40.991816,75.18742): 1 mile(s)
Area defined by Circle: (40.991816,75.18742): 3 mile(s)
Area defined by Circle: (40.991816,75.18742): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 3 of 4
Area 1 = stroudsburg 1 Mile Radius                                       5/23/96
Area 2 = stroudsburg 3 Mile Radius
Area 3 = stroudsburg 5 Mile Radius

Description                              Area 1      Area 2      Area 3

1990 Housing Unit Counts:

    Total Units                           3,824      10,024      13,603
       Occupied Units                     3,495       8,742      11,452
         Owner Occupied                   1,682       5,246       7,462
         Renter Occupied                  1,815       3,499       3,993
       Vacant Units                         329       1,282       2,151
         Year Round                         306         799       1,079
         Seasonal                            23         482       1,072

1990 Housing Unit Percents:

    % Occupied of Total Units              91.4        87.2        84.2
      % Owner Units of Occupied Units      48.1        60.0        65.2
      % Renter Units of Occupied Units     51.9        40.0        34.9
    % Vacant of Total Units                 8.6        12.8        15.8
      % Year Round of Vacant Units         93.0        62.3        50.2
      % Seasonal of Vacant Units            7.0        37.6        49.8
    % Condominiums of Total Units           1.9         1.8         1.8

1990 Condominiums:

    Total Condominium Units                  73         184         247
       % Owner Occupied                    20.5        12.5         9.3
       % Renter Occupied                   49.3        47.8        35.6
       % Vacant                            30.1        39.7        55.1

1990 Units in Structure:

    % 1,  Detached                         41.5        54.9        62.9
    % 1, Attached                          14.9        10.2         7.7
    % 2                                    13.1         8.6         7.1
    % 3 - 9                                16.8        12.4        10.0
    % 10 - 49                               7.5         4.8         3.6
    % 50 +                                  2.5         1.9         1.4
    % Mobile Homes                          1.5         3.5         4.2
    % Other                                 2.1         3.8         3.2

   1990 Median Home Value            $  105,720  $  114,666  $   19,663
   1990 Median Contract Rent         $      439  $      434  $      436


Area defined by Circle: (40.991816,75.18742): 1 mile(s)
Area defined by Circle: (40.991816,75.18742): 3 mile(s)
Area defined by Circle: (40.991816,75.18742): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 4 of 4
Area 1 = stroudsburg 1 Mile Radius                                       5/23/96
Area 2 = stroudsburg 3 Mile Radius
Area 3 = stroudsburg 5 Mile Radius

Description                                     Area 1    Area 2    Area 3

1995 Total Employed                              6,424    12,311    14,691
1995 Socio-Economic Measure                         43        50        54

1990 Occupation:

   Total Civil Labor Force                       5,055    12,218    16,264
    % Unemployed                                   6.1       6.2       6.1

   Total Employed                                4,745    11,462    15,280
    % White Collar                                59.1      58.0      56.9
      % Executive & Managerial                     9.1      10.6      10.8
      % Professional Specialty                    14.4      13.4      12.8
      % Technical Support                          3.5       3.2       3.1
      % Administrative Support                    18.7      17.2      16.7
      % Sales                                     13.4      13.7      13.5
    % Blue Collar                                 21.4      24.5      26.5
      % Precision Production, Craft & Repair       8.3      10.0      11.0
      % Machine Operators                          6.7       7.4       7.7
      % Transportation & Material Moving           2.3       2.6       3.3
      % Laborers                                   4.1       4.5       4.4
    % Farming, Forestry & Fishing                  0.8       1.1       1.2
    % Service: Private Household                   0.6       0.5       0.5
    % Service: Protective                          1.9       1.6       1.6
    % Service: Other                              16.3      14.3      13.3

1990 Educational Attainment (Age 25 & Over):

   % Less than Grade 9                             8.5       8.7       7.9
   % Grade 9-12 (No Diploma)                      16.5      14.9      14.5
   % High School Graduate or Equivalency          38.0      37.9      39.0
   % Some College (No Degree)                     10.9      12.6      13.1
   % Associate Degree                              4.1       4.7       4.9
   % Bachelor Degree                              12.4      13.0      13.1
   % Graduate or Professional Degree               9.5       8.2       7.6


Area defined by Circle: (40.991816,75.18742): 1 mile(s)
Area defined by Circle: (40.991816,75.18742): 3 mile(s)
Area defined by Circle: (40.991816,75.18742): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
stroudsburg shopping center 3 Mile Radiu                                 5/23/96

                                    1980 Census  1990 Census   1995 Estimate  2000 Projection

Total Population                         22,381       23,778          27,166           30,030

   White                                  96.9%        95.6%           94.7%            93.9%
   Black                                   2.2%         2.9%            3.2%             3.6%
   American Indian                         0.1%         0.1%            0.1%             0.1%
   Asian                                   0.5%         1.0%            1.4%             1.7%
   Other                                   0.3%         0.5%            0.6%             0.7%

   Hispanic                                0.8%         1.8%            2.4%             3.0%

Total Households                          8,186        8,742          10,044           11,093
Household Population                     20,505       21,199          24,586           27,450
Average Household Size                     2.50         2.42            2.45             2.47

Household Income

   $ 0 - 9,999                            32.8%        13.7%           11.4%             9.5%
   $ 10,000 - 14,999                      16.9%         9.6%            8.9%             7.8%
   $ 15,000 - 24,999                      28.2%        17.6%           16.4%            14.7%
   $ 25,000 - 34,999                      13.9%        16.6%           14.9%            14.0%
   $ 35,000 - 49,999                       5.6%        20.2%           20.0%            18.5%
   $ 50,000 - 74,999                       1.6%        14.9%           17.0%            19.7%
   $ 75,000 - 99,999                       1.0%         4.5%            6.4%             7.9%
   $100,000 - 149,999                      --           2.1%            3.8%             6.0%
   $150,000 +                              --           0.8%            1.0%             1.8%
      Total                              100.0%       100.0%          100.0%           100.0%

Median Household Income ($)              15,104       30,172          33,757           37,996
Aggregate HH Inc ($000)                 151,266      310,333         411,183          516,893
Median Family Income($)                  19,064       37,120          41,531           46,746
Per Capita Income($S)                     7,377       14,639          16,724           18,830

Median Age Total Population                32.2         33.8            35.3             36.6
Median Age Adult Population                42.6         40.8            43.2             44.4

Median Age Female Population               33.7         35.1            36.9             38.3
Median Age Adult Female Population         43.8         42.1            44.5             45.7

Median Age Male Population                 30.7         32.3            33.7             34.9
Median Age Adult Male Population           41.3         39.5            41.8             43.0


Area defined by Circle: (40.991816,75.18742): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-4l                                                       Page 2 of 2
stroudsburg shopping center 3 Mile Radiu                                 5/23/96

                                    1980 Census   1990 Census   1995 Estimate  2000 Projection

Total Population by Age                  22,381        23,778          27,166           30,030

   0 - 5                                   5.9%          6.5%            6.3%             6.2%
   6 - 13                                  9.7%          8.4%            8.8%             8.8%
   14 - 17                                 6.1%          4.4%            6.4%             6.4%
   18 - 24                                18.3%         18.3%           13.6%            13.1%
   25 - 34                                13.6%         14.2%           14.5%            13.3%
   35 - 44                                 9.6%         13.2%           13.7%            13.7%
   45 - 54                                10.5%          9.4%           11.0%            12.2%
   55 - 64                                11.2%          9.2%            8.4%             8.8%
   65 - 74                                15.1%          9.3%            9.4%             9.1%
   75 - 84                                 -             5.5%            6.0%             6.2%
   85 +                                    -             1.8%            2.0%             2.2%

Female Population by Age                 11,986        12,668          14,469           15,992

   0 - 5                                   5.4%          5.8%            5.7%             5.6%
   6 - 13                                  8.7%          7.7%            8.1%             8.1%
   14 - 17                                 5.6%          4.3%            6.2%             6.2%
   18 - 24                                19.0%         18.3%           13.4%            12.7%
   25 - 34                                12.8%         13.7%           13.9%            12.9%
   35 - 44                                 9.4%         12.7%           13.3%            13.5%
   45 - 54                                10.4%          9.2%           10.8%            11.9%
   55 - 64                                11.0%          9.3%            8.3%             8.8%
   65 - 74                                17.6%         10.0%           10.3%             9.9%
   75 - 84                                 -             6.4%            7.2%             7.4%
   85 +                                    -             2.5%            2.8%             3.1%

Male Population by Age                   10,394        11,111          12,694           14,039

   0 - 5                                   6.5%          7.1%            7.0%             6.9%
   6 - 13                                 10.9%          9.2%            9.6%             9.6%
   14 - 17                                 6.7%          4.5%            6.5%             6.6%
   18 - 24                                17.4%         18.4%           13.8%            13.4%
   25 - 34                                14.4%         14.7%           15.1%            13.8%
   35 - 44                                 9.7%         13.8%           14.1%            14.0%
   45 - 54                                10.7%          9.5%           11.2%            12.6%
   55 - 64                                11.4%          9.0%            8.5%             8.8%
   65 - 74                                12.2%          8.4%            8.4%             8.2%
   75 - 84                                 -             4.3%            4.7%             4.9%
   85 +                                    -             1.0%            1.1%             1.2%


  Area defined by Circle: (40.991816,75.18742): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                              Atlas MarketQuest
                Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
stroudsburg shopping center 3 Mile Radiu                                 5/23/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 97.3

----------------------------------Demographics----------------------------------

                  Total          Total      Household      Average     Median HH
             Population     Households     Population      HH Size        Income
1995             27,166         10,044         24,586         2.45      $ 33,757
2000             30,030         11,093         27,450         2.47      % 37,996

------------------------------Expenditure Potential-----------------------------
                                      1995
                           Area  Yearly  Growth  Rate
                            Per Household        1.43%
                                Total            3.46%

-------------------------Retail Support Potential (000)-------------------------
                              1995:      1,049 sq. ft.

Product Potential                1995       2000     1995     2000        Yearly    Bench-
Within All Stores               Total      Total    $ Per    $ Per   Growth Rate      mark
                               ($000)     ($000)       HH       HH       Total $     Index
Apparel Store                  8,660     10,413       862      939        3.76%       95.2
Appliance Store                  913        859        91       77       -1.23%       92.9
Auto-Aftermarket Store        18,894     21,328     1,881    1,923        2.45%       95.0
Convenience Store              9,954     11,168       991    1,007        2.33%       96.7
Dept. Store                    9,135     10,702       909      965        3.22%       94.3
Drug Store                     9,371     12,777       933    1,152        6.39%      103.4
Electronics Store              3,492      5,061       348      456        7.71%       93.0
Fast Food Restaurant Store     7,442      7,134       741      643       -0.84%       97.0
Full Serv Restaurant Store     7,250      6,869       722      619       -1.07%       96.2
Furniture Store                3,094      3,091       308      279       -0.01%       89.4
Grocery Store                 37,992     46,821     3,783    4,221        4.27%      100.3
Hardware Store                 1,878      2,226       187      201        3.46%       93.2
Home Centers Store            10,318     13,190     1,027    1,189        5.03%      102.2
Jewelry Store                  1,356      1,528       135      138        2.42%       94.5
Liquor Store                   1,587      1,557       158      140       -0.39%       94.2
Mass Merchandiser Store       13,293     16,096     1,323    1,451        3.90%       96.0
Photo Store                      218        235        22       21        1.49%       97.0
Shoe Store                     1,824      2,339       182      211        5.10%       95.3
Sporting Goods Store           2,209      2,771       220      250        4.64%       94.2
Toy Store                        971        988        97       89        0.34%       89.0
Variety Store                    739        905        74       82        4.13%       96.6


Area defined by Circle: (40.991816,75.18742): 3 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC -C1750-41                                                        Page 2 of 2
stroudsburg shopping center 3 Mile Radiu                                 5/23/96
Benchmark = Regional Area Definition                             Detailed Report


Product Potential                1995       2000     1995      2000        Yearly    Bench-
Within All Stores               Total      Total    $ Per     $ Per   Growth Rate      mark
                               ($000)     ($000)       HH        HH       Total $     Index
Video Store                       697       1,281        69      115      12.94%      96.8

Total Shopping Center         151,284    179,338     15,062   16,167

All Other Stores              116,035    137,551     11,553   12,400

Total Retail                  267,319    316,889     26,615   28,567


Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.991816,75.18742): 3 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
stroudsburg shopping center 5 Mile Radiu                                 5/23/96

                                   1980 Census  1990 Census   1995 Estimate  2000 Projection

Total Population                        27,437       31,753          36,565           40,651

   White                                 97.3%        96.0%           95.2%            94.4%
   Black                                  1.9%         2.6%            3.0%             3.3%
   American Indian                        0.1%         0.1%            0.1              0.1
   Asian                                  0.4%         0.9%            1.3%             1.6%
   Other                                  0.3%         0.4%            0.5%             0.6%

   Hispanic                               0.8%         1.8%            2.4%             3.0%

Total Households                         9,958       11,452          13,225           14,656
Household Population                    25,475       28,857          33,668           37,754
Average Household Size                    2.56         2.52            2.55             2.58

Household Income

   $ 0 - 9,999                           31.2%        12.2%           10.2%             8.5%
   S 10,000 - 14.999                     16.8%         8.8%            8.1%             7.0%
   $ 15,000 - 24,999                     29.0%        16.6%           15.2%            13.6%
   $ 25,000 - 34,999                     14.7%        16.0%           14.3%            13.0%
   $ 35,000 - 49,999                      5.9%        21.9%           20.0%            18.3%
   $ 50,000 - 74,999                      1.6%        16.1%           19.4%            21.9%
   $ 75,000 - 99,999                      0.9%         5.2%            7.3%             8.7%
   $ 100,000 - 149,999                    --           2.4%            4.3%             6.8%
   $ 150,000 +                            --           0.9%            1.2%             2.1%
      Total                             100.0%       100.0%          100.0%           100.0%

Median Household Income ($)             15,700       32,220          36,465           41,205
Aggregate HH Inc ($000)                185,386      433,699         575,992          726,951
Median Family Income ($)                19,284       39,061          44,207           49,954
Per Capita Income ($)                    7,277       15,029          17,108           19,255

Median Age Total Population               32.4         34.1            35.8             37.0
Median Age Adult Population               42.8         41.2            43.5             45.0

Median Age Female Population              33.7         35.2            37.1             38.6
Median Age Adult Female Population        43.8         42.2            44.6             46.1

Median Age Male Population                31.2         33.0            34.2             35.2
Median Age Adult Male Population          41.6         40.1            42.4             43.8


Area defined by Circle: (40.991816,75.18742): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
stroudsburg shopping center 5 Mile Radiu                                 5/23/96

                                1980 Census    1990 Census  1995 Estimate  2000 Projection
Total Population by Age              27,437         31,753         36,565           40,651

   0 - 5                               6.3%           7.2%           7.0%             6.8%
   6 - 13                             10.3%           9.2%           9.6%             9.5%
   14 - 17                             6.3%           4.6%           6.1%             6.2%
   18 - 24                            16.7%          15.7%          12.5%            12.2%
   25 - 34                            14.0%          14.6%          13.7%            12.7%
   35 - 44                            10.2%          14.5%          14.7%            13.9%
   45 - 54                            10.7%           9.7%          11.7%            13.2%
   55 - 64                            11.0%           9.2%           8.5%             9.0%
   65 - 74                            14.6%           8.7%           8.9%             8.6%
   75 - 84                             --             5.0%           5.5%             5.8%
   85 +                                --             1.7%           1.9%             2.1%

Female Population by Age             14,562         16,652         19,172           21,330

   0 - 5                               5.9%           6.6%           6.5%             6.3%
   6 - 13                              9.3%           8.6%           8.9%             8.9%
   14 - 17                             5.8%           4.6%           6.0%             6.0%
   18 - 24                            17.4%          15.6%          12.3%            11.9%
   25 - 34                            13.3%          14.4%          13.1%            12.1%
   35 - 44                            10.0%          13.9%          14.5%            13.9%
   45 - 54                            10.5%           9.5%          11.4%            12.9%
   55 - 64                            10.9%           9.3%           8.3%             8.9%
   65 - 74                            17.0%           9.4%           9.7%             9.3%
   75 - 84                             --             5.9%           6.6%             6.9%
   85 +                                --             2.4%           2.7%             2.9%

Male Population by Age               12,874         15,103         17,382           19,312

   0 - 5                               6.7%           7.8%           7.6%             7.3%
   6 - 13                             11.4%           9.9%          10.4%            10.2%
   14 - 17                             6.9%           4.6%           6.2%             6.4%
   18 - 24                            15.9%          15.9%          12.7%            12.5%
   25 - 34                            14.7%          14.9%          14.3%            13.3%
   35 - 44                            10.4%          15.1%          14.9%            14.0%
   45 - 54                            11.0%          10.0%          12.0%            13.6%
   55 - 64                            11.1%           9.0%           8.6%             9.0%
   65 - 74                            12.0%           7.9%           8.1%             7.8%
   75 - 84                             --             4.0%           4.3%             4.7%
    85 +                               --             0.9%           1.1%             1.2%


Area defined by Circle: (40.991816,75.18742): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
stroudsburg shopping center 5 Mile Radiu                                 5/23/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 101.0

----------------------------------Demographics----------------------------------

                  Total          Total      Household      Average     Median HH
             Population     Households     Population      HH Size        Income
1995             36,565         13,225          33,668        2.55      $ 36,465
2000             40,651         14,656          37,754        2.58       $41,205

------------------------------Expenditure Potential-----------------------------
                                      1995
                           Area  Yearly  Growth  Rate
                            Per Household        1.42%
                                Total            3.52%

-------------------------Retail Support Potential (000)-------------------------
                              1995:      1,433 sq. ft.

Product Potential                1995       2000     1995     2000        Yearly    Bench-
Within All Stores               Total      Total    $ Per    $ Per   Growth Rate      mark
                               ($000)     ($000)       HH       HH       Total $     Index
Apparel Store                 11,865     14,328       897      978        3.85%       99.0
Appliance Store                1,227      1,156        93       79       -1.17%       94.8
Auto-Aftermarket Store        25,931     29,379     1,961    2,005        2.53%       99.2
Convenience Store             13,564     15,260     1,026    1,041        2.38%      100.2
Dept. Store                   12,536     14,743       948    1,006        3.30%       98.2
Drug Store                    12,563     17,235       950    1,176        6.53%      105.4
Electronics Store              4,783      6,921       362      472        7.67%       96.8
Fast Food Restaurant Store    10,285      9,883       778      674       -0.80%      101.6
Full Serv Restaurant Store     9,999      9,488       756      647       -1.04%      100.5
Furniture Store                4,297      4,321       325      295        0.11%       94.2
Grocery Store                 51,217     63,372     3,873    4,324        4.35%      102.6
Hardware Store                 2,634      3,114       199      212        3.40%       99.4
Home Centers Store            14,433     18,505     1,091    1,263        5.10%      108.7
Jewelry Store                  1,817      2,059       137      140        2.53%       96.0
Liquor Store                   2,184      2,129       165      145       -0.51%       98.0
Mass Merchandiser Store       18,180     22,092     1,375    1,507        3.98%       99.6
Photo Store                      302        326        23       22        1.52%      102.2
Shoe Store                     2,499      3,222       189      220        5.21%       99.1
Sporting Goods Store           3,036      3,817       230      260        4.68%       98.6
Toy Store                      1,374      1,397       104       95        0.32%       95.5
Variety Store                  1,007      1,237        76       84        4.21%       99.9

Area defined by Circle: (40.991816,75.18742): 5 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
stroudsburg shopping center 5 Mile Radiu                                 5/23/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential                1995       2000     1995     2000        Yearly    Bench-
Within All Stores               Total      Total    $ Per    $ Per   Growth Rate      mark
                               ($000)     ($000)       HH       HH       Total $     Index
Video Store                       965      1,774        73      121      12.96%      l01.9

Total Shopping Center         206,697    245,759    15,629   16,769

All Other Stores              158,537    188,497    11,988   12,861

Total Retail                  365,234    434,256    27,617   29,630

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.991816,75.18742): 5 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC -C1750-41                                                        Page 1 of 2
stroudsburg shopping center 7 Mile Radiu                                 5/23/96

                                     1980 Census    1990 Census  1995 Estimate  2000 Projection
Total Population                          36,310         44,920         51,968           58,061

   White                                   97.7%          96.6%          95.8%            95.0%
   Black                                    1.5%           2.1%           2.5%             2.9%
   American Indian                          0.1%           0.1%           0.1%             0.1%
   Asian                                    0.4%           0.8%           1.1%             1.4%
   Other                                    0.2%           0.4%           0.5%             0.6%

   Hispanic                                 0.7%           1.8%           2.4%             3.0%

Total Households                          13,105         16,085         18,605           20,689
Household Population                      34,283         41,786         48,832           54,925
Average Household Size                      2.62           2.60           2.62             2.65

Household Income

   $ 0 - 9,999                             29.4%          11.4%           9.5%             8.0%
   $ 10,000 - 14,999                       16.8%           7.9%           7.3%             6.4%
   $ 15,000 - 24.999                       30.0%          16.7%          14.6%            12.5%
   $ 25,000 - 34,999                       15.1%          16.2%          14.3%            13.2%
   $ 35,000 - 49,999                        6.1%          22.5%          21.0%            19.0%
   $ 50,000 - 74,999                        1.7%          17.2%          20.2%            22.8%
   $ 75,000 - 99,999                        0.7%           4.9%           7.5%             9.2%
   $ 100,000 - 149,999                      --             2.2%           4.1%             6.8%
   $ 150,000+                               --             0.9%           1.3%             2.0%
      Total                               100.0%         100.0%         100.0%           100.0%

Median Household Income ($)               16,244         33,323         37,599           42,563
Aggregate HH Inc ($000)                  246,135        619,850        824,427        1,046,009
Median Family Income($)                   19,313         38,994         43,998           49,806
Per Capita Income($)                       7,180         14,834         16,883           19,044

Median Age Total Population                 32.3           34.1           35.8             37.0
Median Age Adult Population                 42.5           41.1           43.3             45.0

Median Age Female Population                33.3           34.9           36.9             38.5
Median Age Adult Female Population          43.5           42.0           44.2             45.9

Median Age Male Population                  31.3           33.2           34.5             35.4
Median Age Adult Male Population            41.5           40.3           42.5             44.1


Area defined by Circle: (40.991816,75.18742): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
stroudsburg shopping center 7 Mile Radiu                                 5/23/96

                               1980 Census   1990 Census   1995 Estimate  2000 Projection

Total Population by Age             36,310        44,920          51,968           58,061

   0 - 5                              6.7%          7.9%            7.7%             7.4%
   6 - 13                            10.8%         10.0%           10.4%            10.3%
   14 - 17                            6.5%          4.8%            5.8%             5.9%
   18 - 24                           15.0%         13.4%           11.5%            11.5%
   25 - 34                           14.9%         15.6%           13.4%            12.1%
   35 - 44                           10.7%         15.4%           15.8%            14.6%
   45 - 54                           10.7%          9.8%           12.1%            14.0%
   55 - 64                           10.8%          9.0%            8.3%             8.9%
   65 - 74                           13.8%          8.2%            8.4%             8.0%
   75 - 84                            --            4.5%            5.0%             5.4%
   85 +                               --            1.5%            1.7%             1.9%

Female Population by Age            19,052        23,237          26,919           30,099

   0 - 5                              6.4%          7.3%            7.2%             6.9%
   6 - 13                            10.0%          9.4%            9.7%             9.7%
   14 - 17                            6.0%          4.7%            5.7%             5.7%
   18 - 24                           15.7%         13.3%           11.3%            11.3%
   25 - 34                           14.3%         15.5%           13.0%            11.6%
   35 - 44                           10.4%         14.8%           15.6%            14.7%
   45 - 54                           10.6%          9.6%           11.9%            13.6%
   55 - 64                           10.7%          9.2%            8.2%             8.9%
   65 - 74                           15.9%          8.8%            9.1%             8.6%
   75 - 84                            --            5.3%            5.9%             6.3%
   85 +                               --            2.2%            2.4%             2.6%

Male Population by Age              17,264        21,682          25,058           27,969

   0 - 5                              7.1%          8.5%            8.2%             7.8%
   6 - 13                            11.8%         10.6%           11.1%            11.0%
   14 - 17                            7.0%          4.8%            6.0%             6.2%
   18 - 24                           14.3%         13.4%           11.7%            11.8%
   25 - 34                           15.5%         15.7%           13.7%            12.6%
   35 - 44                           11.1%         16.1%           16.0%            14.5%
   45 - 54                           11.0%         10.1%           12.5%            14.4%
   55 - 64                           10.8%          8.8%            8.4%             9.0%
   65 - 74                           11.5%          7.5%            7.6%             7.2%
   75 - 84                            --            3.6%            3.9%             4.3%
   85 +                               --            0.8%            1.0%             1.1%


Area defined by Circle: (40.991816,75.18742): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
stroudsburg shopping center 7 Mile Radiu                                 5/23/96
Benchmark = Regional Area Definition                             Detailed Report

Shopping Center/Total Retail Expenditure Index: 102.9

----------------------------------Demographics----------------------------------

                  Total          Total      Household      Average     Median HH
             Population     Households     Population      HH Size        Income
1995             51,968         18,605         48,832         2.62      $ 37,599
2000             58,061         20,689         54,925         2.65      $ 42,563

------------------------------Expenditure Potential-----------------------------
                                      1995
                           Area  Yearly  Growth  Rate
                            Per Household        1.43%
                                Total            3.61%

-------------------------Retail Support Potential (000)-------------------------
                              1995:      2,059 sq. ft.

Product Potential                1995       2000     1995     2000        Yearly    Bench-
Within All Stores               Total      Total    $ Per    $ Per   Growth Rate      mark
                               ($000)     ($000)       HH       HH       Total $     Index
Apparel Store                 16,977     20,619       913      997        3.96%       99.7
Appliance Store                1,735      1,640        93       79       -1.12%       96.2
Auto-Aftermarket Store        37,090     42,210     1,994    2,040        2.62%      102.0
Convenience Store             19,390     21,901     1,042    1,059        2.47%      102.7
Dept. Store                   17,996     21,274       967    1,028        3.40%       99.5
Drug Store                    17,711     24,449       952    1,182        6.66%      106.7
Electronics Store              6,905     10,004       371      484        7.70%       99.0
Fast Food Restaurant Store    14,958     14,438       804      698       -0.71%      103.2
Full Serv Restaurant Store    14,548     13,862       782      670       -0.96%      102.2
Furniture Store                6,207      6,288       334      304        0.26%       96.2
Grocery Store                 73,475     91,323     3,949    4,414        4.45%      104.0
Hardware Store                 3,884      4,589       209      222        3.40%      104.8
Home Centers Store            20,983     26,991     1,128    1,305        5.17%      113.4
Jewelry Store                  2,585      2,947       139      142        2.65%       95.9
Liquor Store                   3,268      3,178       176      154       -0.55%      100.5
Mass Merchandiser Store       26,020     31,773     1,399    1,536        4.08%      101.2
Photo Store                      433        468        23       23        1.59%      105.2
Shoe Store                     3,568      4,629       192      224        5.35%      100.3
Sporting Goods Store           4,285      5,411       230      262        4.78%      100.6
Toy Store                      2,043      2,079       110      100        0.35%       99.6
Variety Store                  1,437      1,775        77       86        4.32%      100.9


Area defined by Circle: (40.991816,75.18742): 7 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center Total Retail

CBC - C1750-41                                                       Page 2 of 2
stroudsburg shopping center 7 Mile Radiu                                 5/23/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential                1995       2000     1995     2000        Yearly    Bench-
Within All Stores               Total      Total    $ Per    $ Per   Growth Rate      mark
                               ($000)     ($000)       HH       HH       Total $     Index
Video Store                     1,378      2,542       74        123     13.03%      104.9

Total Shopping Center         296,876    354,391   15,957     17,130

All Other Stores              227,703    271,817   12,239     13,138

Total Retail                  524,579    626,208   28,196     30,268

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this Area 1s below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.991816,75.18742): 7 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

================================================================================
                                                            ADDENDUM F RENT ROLL
--------------------------------------------------------------------------------


                                   ADDENDUM F
                                   RENT ROLL


--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                  Detail Rent Roll                                   Page: 50
                                                     STROUDSBURG                                     Date: 05/14/96
Report Date: 05/14/96                                                                                Time: 14:12:51
-------------------------------------------------------------------------------------------------------------------
                                     -- Rent Date --
Suite                                Commence Expire       Square    Monthly    Annual   ---- Cost Recovery -----
No.    Tenant Name                   Start                 Footage  Base Rent  Rate/SF   Description   Monthly
-------------------------------------------------------------------------------------------------------------------
001*   AMES DEPARTMENT STORE #0312   04/26/90 01/29/99     61,489    7,869.50     1.54
                                     04/26/90

0020   FAY'S DRUG STORE              10/22/82 10/31/02     13,716    4,000.50     3.50
                                     10/22/82

0030   SHOPRITE SUPERMARKET          10/22/80 10/31/05     45,000   17,166.67     4.58
                                     10/22/80



0040   PALUMBO'S RESTURANT           07/08/81 05/31/01      1,440      960.00     8.00
                                     06/01/81



0050   HOLIDAY HAIR FASHIONS         06/01/81 06/30/96      1,000    1,000.00    12.00
                                     06/01/81



0060   MAIN STREET VIDEO             03/15/86 05/31/96      1,420    1,360.84    11.50
                                     01/01/87



0090   STROUDSBURG LAUNDERETTE       02/01/88 05/20/96      3,446        0.00     0.00
                                     07/01/81

000N   PNC BANK                      07/20/81 07/19/96          0    1,200.00     0.00
                                     07/20/81

0070   THE EVERYTHING $.99 STORE     11/10/95 05/20/96      3,058        0.00     0.00
                                     11/10/95

-------------------------------------------------------------------------------------------------------------------
Total Building                      Occupied Sqft: 100%   130,569   33,557.51                           0.00
                                   Available Sqft:   0%         0
                                       Total Sqft:        130,569
===================================================================================================================


-------------------------------------------------------------------------------------------

Suite                               -----  Other Income ---- --- Future Rent Increases ---
No.    Tenant Name                  Description Monthly       Date     Monthly Amt.  Per Sf
-------------------------------------------------------------------------------------------
001*   AMES DEPARTMENT STORE #0312  GROUND REN     858.49


0020   FAY'S DRUG STORE


0030   SHOPRITE SUPERMARKET         MAINTENANC     334.97
                                    GROUND REN     166.67
                                                ---------
                                                   501.64

0040   PALUMBO'S RESTURANT          MAINTENANC      90.00     6/01/96    1,440.00     12.00
                                    REAL ESTAT      82.13    06/01/01    1,560.00     13.00
                                                ---------
                                                   172.13

0050   HOLIDAY HAIR FASHIONS        MAINTENANC      26.67
                                    REAL ESTAT      57.03
                                                ---------
                                                    83.70

0060   MAIN STREET VIDEO            MAINTENANC      61.05
                                    REAL ESTAT      80.99
                                                ---------
                                                   142.04

0090   STROUDSBURG LAUNDERETTE


000N   PNC BANK                     MAINTENANC      39.06


0070   THE EVERYTHING $.99 STORE                             04/01/96        0.00      0.00


---------------------------------------------
Total Building                      1,797.06


=============================================


================================================================================
                                                   ADDENDUM G - PRO-JECT REPORTS
--------------------------------------------------------------------------------


                                   ADDENDUM G
                                PRO-JECT REPORTS


--------------------------------------------------------------------------------

                          MONROE PLAZA, STROUDSBURG, PA
                            PROJECT DESIGNATOR: 693H
                             REVISION:6/18/96 @ 9:32
                           PROJECT ASSUMPTIONS REPORT
                              INCLUDING ALL TENANTS
                                6/19/96 @ 15:56


BUILDING PROLOGUE
-----------

LEASEHOLD ANALYSIS OF MONROE PLAZA, STROUDSBURG, PA BEGINNING 6/1996 FOR 16 YEARS ON A FISCAL YEAR BASIS


AREA MEASURES
-------------

GLA
1996 VALUE -130,569
THEREAFTER - CONSTANT


GROWTH RATES
------------

MRKT
1996 VALUE - 3.00
HEREAFTER - CONSTANT

OPEX
1996 VALUE - 3.00
THEREAFTER - CONSTANT

RETG
1996 VALUE - 3.00
THEREAFTER - CONSTANT

RENT
1996 VALUE - 3.00
THEREAFTER - CONSTANT

MISC
1996 VALUE - 3.00
THEREAFTER - CONSTANT

SALE
1996 VALUE - 3.00
THEREAFTER - CONSTANT

LCNW
1996 VALUE - 4.50
THEREAFTER - CONSTANT

LCRN
1996 VALUE - 2.25
THEREAFTER - CONSTANT

LCBL
+ 50.0% OF LCNW +50.0% OF LCRN


MARKET RATES
------------

ANCH

1996 VALUE - 5.00
THEREAFTER - GROWING AT GROWTH RATE MRKT


MK12
1996 VALUE -12.50

THEREAFTER - GROWING AT GROWTH RATE MRKT

MK07
1996 VALUE -  7.00
THEREAFTER - GROWING AT GROWTH RATE MRKT


MISCELLANEOUS INCOMES
---------------------

NONE


EXPENSES
--------

COMMON AREA MAINT.      , REFERRED TO AS CAME
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE - 60,000
THEREAFTER - GROWING AT GROWTH RATE OPEX

INSURANCE     , REFERRED TO AS INSE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     15,500
THEREAFTER - GROWING AT GROWTH RATE OPEX

REAL ESTATE TAXES       , REFERRED TO AS RETE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     90,465
THEREAFTER - GROWING AT GROWTH RATE RETG

GROUND RENT  , REFERRED TO AS GRND
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE - 7,212
THEREAFTER - CONSTANT

CAM - RECOVERY    , REFERRED TO AS CAM1
AN INFORMATIONAL EXPENSE
+100.0% OF CAME+100.0% OF INSE
+100.0% OF MGMT

MANAGEMENT FEE    , REFERRED TO AS MGMT
AN INFORMATIONAL EXPENSE
1996 VALUE - 14,828
1997 VALUE - 16,366
1998 VALUE - 16,704
1999 VALUE - 17,245
2000 VALUE - 17,620
2001 VALUE - 17,853
2002 VALUE - 18,511
2003 VALUE - 19,104
2004 VALUE - 19,543
2005 VALUE - 19,987
2006 VALUE - 20,265
2007 VALUE - 21,064
2008 VALUE - 21,538
2009 VALUE - 22,026
2010 VALUE - 22,529
2011 VALUE - 22,694
THEREAFTER - CONSTANT

CAM - REVY -NO INS, REFERRED TO AS CAM2
AN INFORMATIONAL EXPENSE
+100.0% OF CAME+100.0% OF MGMT

R.E.TAX -RECVY    , REFERRED TO AS RETR
AN INFORMATIONAL EXPENSE
+100.0% OF RETE

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE - 3.00
THEREAFTER - CONSTANT


MANAGEMENT FEE
--------------

PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
PASSED THROUGH TO TENANTS USING EXPENSE MGMT
1996 VALUE -  2.00
THEREAFTER - CONSTANT

COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 -  0.000% OF TOTAL RENT
STANDARD METHOD #2 -  0.000% OF TOTAL RENT
STANDARD METHOD #3 -  0.000% OF TOTAL RENT
STANDARD METHOD #4 -  0.000% OF TOTAL RENT
STANDARD METHOD #5 -  0.000% OF TOTAL RENT


COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT
STANDARD METHOD #2 - CASHED OUT
STANDARD METHOD #3 - CASHED OUT
STANDARD METHOD #4 - CASHED OUT
STANDARD METHOD #5 - CASHED OUT


ALTERATION CALCULATION
----------------------

NONE


ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL
----------------------------

NONE


CAPITAL EXPENDITURES
--------------------

RESERVES
1996 VALUE -13,057
THEREAFTER - GROWING AT GROWTH RATE OPEX


PRIMARY CLASSIFICATION CODES
----------------------------

NONE


SECONDARY CLASSIFICATION CODES
------------------------------

NONE


COST CENTERS
------------

    1 - CAM
    2 - RET


SALES VOLUME PROFILE
--------------------

        PERCENT OF     RELATIVE
MONTH  ANNUAL SALES     VOLUME
-----  ------------     ------

JAN       8.33%          1.00
FEB       8.33%          1.00
MAR       8.33%          1.00
APR       8.33%          1.00
MAY       8.33%          1.00
JUN       8.33%          1.00
JUL       8.33%          1.00
AUG       8.33%          1.00
SEP       8.33%          1.00
OCT       8.33%          1.00
NOV       8.33%          1.00
DEC       8.33%          1.00
TOTALS  100.00%         12.00

GLOBAL RECOVERIES
-----------------

CAM - RECOVERY    , REFERRED TO AS CAM1
ASSIGNED TO COST CENTER     1 - CAM
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

R.E.TAX -RECVY    , REFERRED TO AS RET
ASSIGNED TO COST CENTER     2 - RET

PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM - REVY -NO INS, REFERRED TO AS CAM2
ASSIGNED TO COST CENTER     1 - CAM
PRO RATA SHARE RECOVERY OF EXPENSE CAM2
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH


TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET


REFERENCE TENANTS
-----------------

NONE


TENANTS
-------
THERE ARE A TOTAL OF 6 LEASEHOLD TENANT(S):

--------------------------------------------------------------------------------

# 1 - SUITE #0001    , AMES DEPT. STORE
BASE LEASE DATES:     4/1990 TO  1/1999
TYPE OF TENANT:       RETAIL
SQUARE FOOTAGE:       61,489
SUBJECT TO VACANCY ALLOWANCE
MINIMUM RENT:
INITIAL RENT - 1.70/SF/YR


PERCENTAGE RENT:
INITIAL SALES -  150.68/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -    59.36/SF/YR
2.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

R.E.TAX -RECVY
ASSIGNED TO COST CENTER     2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF 4,189/YEAR

AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

OPTION 1 DATES:    2/1999 TO  1/2004
SQUARE FOOTAGE:    61,489

MINIMUM RENT:
INITIAL RENT -    1.87/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -    59.36/SF/YR
  2.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

R.E.TAX -RECVY
ASSIGNED TO COST CENTER 2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF       4,189/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 2 DATES:  2/2004 TO  1/2014
SQUARE FOOTAGE: 61,489

MINIMUM RENT:
INITIAL RENT -    1.87/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -    59.36/SF/YR
  2.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

R.E.TAX - RECVY
ASSIGNED TO COST CENTER     2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF         4,189/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS: NONE

# 2 - SUITE #00020  , FAY'S DRUG STORE
BASE LEASE DATES: 10/1982 TO 10/2002
TYPE OF TENANT: RETAIL
SQUARE FOOTAGE: 13,716
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    3.50/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  172.00/SF/YR
THEREAFTER  - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -    204.00/SF/YR
  2.00% OF OVERAGE TO A CEILING OF  219.00/SF/YR
  1.50% OF OVERAGE TO A CEILING OF  233.00/SF/YR
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RET

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

COMMISSIONS: NONE

ALTERATIONS: NONE


OPTION 1  DATES:     11/2002 TO 10/2007
SQUARE FOOTAGE:      13,716

MINIMUM RENT:
INITIAL RENT -    4.25/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -    204.00/SF/YR
  2.00% OF OVERAGE TO A CEILING OF 219.00/SF/YR
  1.50% OF OVERAGE TO A CEILING OF 233.00/SF/YR
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RET

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

COMMISSIONS:      NONE

ALTERATIONS:      NONE


OPTION 2 DATES:   11/2007 TO 10/2012
SQUARE FOOTAGE:   13,716

MINIMUM RENT:

                                                                          PAGE 8
INITIAL RENT -  4.25/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER- GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -  204.00/SF/YR
  2.00% OF OVERAGE TO A CEILING OF 219.00/SF/YR
  1.50% OF OVERAGE TO A CEILING OF 233.00/SF/YR
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RET

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

          LENGTH      VACANT     SQ FT     MONTHS OF
TERM   YEARS MONTHS   MONTHS   INCREASE    FREE RENT   COMMISSIONS  ALTERATIONS
----   ------------   ------   --------    ---------   -----------  -----------

RENEWAL MINIMUM RENT:
MARKET RATE MK07 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RET

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT


RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

# 3 - SUITE #00030  , SHOPRITE SUPERMRKT
BASE LEASE DATES:   10/1980 TO 10/2020
TYPE OF TENANT:     RETAIL
SQUARE FOOTAGE:     45,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  4.62/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  638.00/SF/YR
THEREAFTER- GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -  333.00/SF/YR
 1.25% OF OVERAGE TO A CEILING OF  444.00/SF/YR
 1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RET

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

# 4 - SUITE #00040  , PALUMBO'S RESTRANT
BASE LEASE DATES:     6/1981 TO  5/2001
TYPE OF TENANT:       RETAIL
SQUARE FOOTAGE:       1,440
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  12.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -   79.86/SF/YR
THEREAFTER- GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -  200.00/SF/YR
 5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:     NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RET

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT      MONTHS OF
TERM  YEARS MONTNS   MONTHS   INCREASE    FREE RENT    COMMISSIONS   ALTERATIONS
----  ------------   ------   --------    ---------    -----------   -----------
 1        5.00         3        NONE         NONE          YES           NO
 2        5.00         3        NONE         NONE          YES           NO
 3        5.00         3        NONE         NONE          YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK12 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE (S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RET

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT: CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

# 5 - SUITE #00050    , HOLIDAY HAIR FASHN
BASE LEASE DATES:       6/1981 TO  6/1996
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:         1,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   12.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  185.00/SF/YR
THEREAFTER  - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RET

COMMISSIONS:    NONE

ALTERATIONS:    NONE


OPTION 1 DATES:  7/1996 TO  6/2001
SQUARE FOOTAGE:  1,000

MINIMUM RENT:
INITIAL RENT -   12.50/SF/YR
CHANGING TO  -   13.00/SF/YR ON  1/1999

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER- GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:     NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RET

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT      MONTHS OF
TERM  YEARS MONTNS   MONTHS   INCREASE    FREE RENT    COMMISSIONS   ALTERATIONS
----  ------------   ------   --------    ---------    -----------   -----------
 1       5.00          3        NONE        NONE           YES           NO
 2       5.00          3        NONE        NONE           YES           NO
 3       5.00          3        NONE        NONE           YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK12 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RET

RENEWAL COMMISSIONS:    GROWTH RATE LCBL
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    NONE

--------------------------------------------------------------------------------

#  6 - SHOP RITE
BASE LEASE DATES:       11/1996 TO 10/2011
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:         7,924
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    9.50/SF/YR
CHANGING TO  -    9.75/SF/YR ON 11/2006

PERCENTAGE RENT:
INITIAL SALES -    0.00/SF/YR
THEREAFTER - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RET

COMMISSIONS:   NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT      MONTHS OF
TERM  YEARS MONTNS   MONTHS   INCREASE    FREE RENT    COMMISSIONS   ALTERATIONS
----  ------------   ------   --------    ---------    -----------   -----------
 1       5.00          3        NONE         NONE          YES            NO

RENEWAL MINIMUM RENT:
MARKET RATE MK07 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE (S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RET

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

================================================================================
                                                  ADDENDUM H - ENGAGEMENT LETTER
--------------------------------------------------------------------------------


                                   ADDENDUM H
                               ENGAGEMENT LETTER


--------------------------------------------------------------------------------

[LOGO]

                         [Letterhead of CB Commercial]

May 8, 1996


Mr. Josh Kane
Chief Financial Officer
MARK CENTERS TRUST,
660 Third Avenue
Kingston, PA 18704

Re:  17 Shopping Centers
     Nationwide

Dear Mr. Kane:

At your request, we are pleased to submit the following proposal to appraise the above referenced properties. The purpose of this assignment is to estimate the market value of the leased fee interest. We understand the appraisal reports are to be used for mortgage underwriting purposes. We also understand that the reports will be used by Mark Centers Trust and Morgan Stanley. The properties are briefly described on attachment "A".

Our complete valuation will be presented in a self contained (narrative) format and will contain a complete description of the property along with pertinent exhibits and photographs together with supporting factual data and analysis necessary to convey our opinion of value. We will value the property based upon the cost, income and market approaches to value, where applicable, correlating our findings into a final value conclusion.

The report will be prepared in conformity with and will be subject to the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Each report will also conform to the Uniform Standards of Professional Appraisal Practice ("USPAP") and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and the Morgan Stanley Capital Appraisal Standards described in Attachment "B".

We assume that there are no major or significant items of deferred maintenance beyond normal wear and tear for properties of their age as of the date of the appraisal which would require the expertise of a professional contractor to estimate the cost of such repairs. If such repairs need to be considered in this appraisal, such estimates are to be provided by a qualified firm hired by you and at no cost to us.

The total fee for the assignment is $68,000 ($4,000 per property) including all travel and related expenses which is due and payable upon delivery of the reports. If we are asked to cancel the assignment within two weeks of our engagement an upset fee equal to 50% will be due and payable. If cancellation occurs between two and three weeks, the upset fee will be equal to 75% and any time after three weeks the full fee will be due and payable.

We will furnish you with three copies of our final report within four to five weeks of our authorization. Authorization occurs upon our receipt of an executed copy of this proposal and our delivery date is contingent upon the timely receipt of all necessary property information, financial statements and detailed lease information. If all requested data and information is not available as of the authorized date, we reserve the right to extend the delivery date by the amount of time it takes to receive the requested information.

May 8, 1996
Mr. Kane
Page 2


In order to complete this assignment in a timely manner, we will require the following specific information, if available:

      o     Copy of Ground Lease, if Leasehold
      o     Legal descriptions.
      o     Current rent roll.
      o     Copy of Leases or abstracts
      o     Expense reimbursements on a tenant by tenant basis
      o     Building area calculations and surveys.
      o     Operating statements for the past three full years.
      o     Current year expenses to date.
      o     A copy of the current budget.
      o Copies of any toxic engineering reports dealing with underground tanks, PCB's, asbestos or chemical spills, if available.
      o     A copy of the next fiscal year's budget, if available.
      o A list of major repairs which have recently been made, or are scheduled to be made in the next 18 months.
      o Name and phone number(s) of on-site superintendent(s), or local management firm or trustee for physical inspection.
      o Notice of any pending changes to the rent roll or pertinent information regarding the current status of the tenants.

If we are requested to give court testimony an additional fee will be charged on an hourly basis at $300 per hour for designated MAI-appraisers and $175 for non-designated appraisers. Said hourly billings pertain to court preparation, waiting and travel time, document review and preparation (excludes narrative appraisal report) and all meetings related to court testimony.

The client may provide only complete, final copies of the appraisal report to third parties who shall rely on such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Commercial, or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

In addition to the fee for this assignment, you agree to compensate us at a rate to be mutually agreed to, for any time expended by us should we be required (by subpoena or otherwise) or requested by you, your representatives or other entity to become involved in any litigation or

May 8, 1996
Mr. Kane
Page 3


legal proceeding in any way involving this engagement to which we are not a party, the appraisal work we produce or the property which is the subject of this assignment. You also agree to pay, on demand, all reasonable expenses which we incur in connection with any litigation or proceedings including the fees of our attorneys.

You acknowledge that we are being retained hereunder as an independent contractor to perform the services described herein and nothing in this agreement shall be deemed to create any other relationship between us. This assignment will be deemed concluded and the services hereunder completed upon delivery to you of the appraisal report discussed herein.

If these terms are acceptable, please authorize us to proceed by having an officer of the corporation, managing general partner, principal, owner, or a contractually responsible party sign the enclosed copy of this proposal with "Terms and Conditions" and return it to us for our permanent file. Upon receipt of your authorization, we will schedule the necessary personnel to complete the project in a timely manner.

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please do not hesitate to give me a call.

Sincerely,

CB COMMERCIAL REAL ESTATE GROUP, INC.
Appraisal


/s/ Michael R. Pecorino


Michael R. Pecorino, MAI

MRP:jf

cc:   Douglas W. Haney


Enclosure

                                AGREED & ACCEPTED



_____________________________________     ______________________________________
Signature                                 Title


_____________________________________     ______________________________________
Name (type or print)                      Date


Office #: ___________________________     Fax #: _______________________________

                                   ADDENDUM I
                                 QUALIFICATIONS


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                                QUALIFICATIONS OF

                                 MAGGIE ARGYROS
                               Real Estate Analyst

                      CB Commercial Real Estate Group, Inc.
                        560 Lexington Avenue, 16th Floor
                            New York, New York 10022
                                 (212) 207-6128


                                    EDUCATION

Master of Science in Real Estate, Penn State University, State College, Pennsylvania

Appraisal Institute

      Courses 110, 120, 310, 410, 420

                                  PROFESSIONAL

                               Appraisal Institute

Candidate for MAI designation

                                   EXPERIENCE

Five years of Real Estate Appraisal and Consulting experience throughout the United States, specializing in the New York Metropolitan area.

1991 - 1993     J. Blake and Associates, Inc.              New York, New York
1993 - 1996     The Weitzman Group, Inc.                   New York, New York
1996 - Present  CB Commercial Real Estate Group, Inc.      New York, New York

Assignments include full and partial interest appraisals of all types of real estate including office buildings, shopping centers, industrial facilities, apartment buildings, market studies, and cooperatives and condominiums.


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                                QUALIFICATIONS OF

                            MICHAEL R. PECORINO, MAI
                     Senior Vice President, Regional Manager

                      CB Commercial Real Estate Group, Inc.
                        560 Lexington Avenue, 20th Floor
                            New York, New York 10022
                                  (212)207-6102

                                   EDUCATIONAL

Real Estate Appraisal and Analysis, New York University, the Real Estate
Institute

Bachelor of Arts, Geography, Planning, Urban Studies, State University College of New York at Oneonta

Successfully completed all the necessary courses to qualify for the MAI designation.

                             LICENSES/CERTIFICATIONS

Certified General Real Estate Appraiser: State of New York (46000002055) Certified General Real Estate Appraiser: State of New Jersey (RG-01667) Certified General Real Estate Appraiser: State of Pennsylvania (GA-001096-R) Certified General Real Estate Appraiser: State of Connecticut (0000489) Certified General Real Estate Appraiser: State of Maryland (10569)
Certified General Real Estate Appraiser: State of New Jersey (3793) Certified General Real Estate Appraiser: State of Delaware (X10000223) Certified General Real Estate Appraiser: State of Maine (CG00001192) Certified General Real Estate Appraiser: State of Vermont (080-0000168) Certified General Real Estate Appraiser: State of District of Columbia
  (GA00010315)
Licensed Real Estate Broker:  State of New York

                                  PROFESSIONAL

                               Appraisal Institute

Designated Member of the Appraisal Institute (MAI), Certificate No. 7944 Member of the Real Estate Board of New York

                                   EXPERIENCE

Fifteen years of Real Estate Appraisal and Consulting experience throughout the United States specializing in the New York metropolitan area.

1993 - Present  CB Commercial Real Estate Group, Inc.,
                  Appraisal                              New York, New York
1983 - 1993     Cushman & Wakefield, Inc.                New York, New York
1982 - 1983     Joseph J. Blake & Associates, Inc.       New York, New York
1981 - 1982     City of New York - Office of Manhattan
                  Planning                               New York, New York
1980 - 1981     City of Jersey City - Office of the
                  Mayor                                  Jersey City, New Jersey

Assignments include full and partial interest appraisals of office buildings, air rights, commercial lofts, garden apartments, cooperatives, condominiums, townhouses, shopping centers, industrial facilities, residential and office market studies, portfolio valuations and multi-property assignments.


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This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                               COMPLETE APPRAISAL
                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                           25TH STREET SHOPPING CENTER

                                   Located at

                               At Routes 248 & 22

                              Easton, Pennsylvania

                              CB File No. 96-093-L

                                  DATE OF VALUE

                                  June 1, 1996

                                  PREPARED FOR

                                 MORGAN STANLEY
                             MORTGAGE CAPITAL, INC.

                                  1585 Broadway
                               New York, NY 10036

                                   PREPARED BY

                      CB COMMERCIAL REAL ESTATE GROUP, INC.
                               APPRAISAL SERVICES

                        560 Lexington Avenue - 16th Floor
                            New York, New York 10022

                {letterhead of CB Commercial Real Estate Group]

June 17, 1996



MORGAN STANLEY
MORTGAGE CAPITAL, INC.
1585 Broadway
New York, NY 10036

RE:   25th Street Shopping Center
      Routes 248 & 22
      Easton, Pennsylvania
      CB File No. #95-093-L

Dear Ladies and Gentlemen:

At your request, CB Commercial Real Estate Group, Inc. has prepared a Complete Appraisal presented in a self-contained appraisal report of the market value of the leased fee interest.

The subject property is a one-story community strip center known as 25th Street Shopping Center containing a gross leasable area of 131,477 square feet. The subject is anchored by Woolworth's, CVS, and AMC Theater. The improvements were constructed in 1955 and were renovated in 1987. The improvements were in average condition as of the date of our analysis.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The entire report, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

Based on research and analysis contained in this report, it is estimated that the market value of the leased fee interest in 25th Street Shopping Center, subject to the Certification, Assumptions, and Limiting Conditions in this appraisal report, as of June 1, 1996, is

              --- ELEVEN MILLION NINE HUNDRED THOUSAND DOLLARS ---

                                  ($11,900,000)

The following appraisal sets forth the most pertinent data gathered, methodology, and reasoning leading to our opinion of value. The analyses, opinions, and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP) and the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. Furthermore, this report has been prepared in conformance with our interpretation of the appropriate regulations and guidelines set forth by Morgan Stanley.

It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CB Commercial Real Estate Group, Inc. can be of further service, please do not hesitate to contact us.

MORGAN STANLEY
June 17, 1996
Page 2


Respectfully Submitted,

CB COMMERCIAL REAL ESTATE GROUP, INC.
APPRAISAL SERVICES

by:



/s/ Maggie Argyros                      /s/ Michael R. Pecorino, MAI
-------------------------------         -------------------------------
Maggie Argyros                          Michael R. Pecorino, MAI
Real Estate Analyst                     Senior Vice President &
                                        Northeast Regional Manager
                                        PA State Certification No. GA

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                                                 CERTIFICATION OF THE APPRAISERS
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                       CERTIFICATION OF THE APPRAISERS

We certify that to the best of our knowledge and belief:

      1. The statements of fact contained in this report are true and correct.

      2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

      3. We have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

      4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, such as the approval of a loan.

      5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. In addition, this report conforms to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act (FIRREA).

      6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

      7. Michael R. Pecorino has completed the requirements of the continuing education program of the Appraisal Institute.

      8. Maggie Argyros has made a personal inspection of the property that is a subject of this report. Michael R. Pecorino did not make a personal inspection of the appraised property.

      9. No one provided professional assistance to the persons signing this report.

      10. Maggie Argyros and Michael R. Pecorino have extensive experience in the appraisal/review of similar property types.

      11. Michael Pecorino is certified in the state where the subject is located.



/s/ Maggie Argyros                     /s/ Michael R. Pecorino, MAI
-------------------------------        -------------------------------
Maggie Argyros                         Michael R. Pecorino, MAI
Real Estate Analyst                    Senior Vice President
                                       Northeast Regional Manager


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                                                             SUBJECT PHOTOGRAPHS
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                               [GRAPHIC OMITTED]

                               SUBJECT PHOTOGRAPHS

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                        EXTERIOR VIEW OF SHOPPING CENTER
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                               [GRAPHIC OMITTED]

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                        EXTERIOR VIEW OF SHOPPING CENTER
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                                                             SUBJECT PHOTOGRAPHS
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                               [GRAPHIC OMITTED]

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                        EXTERIOR VIEW OF SHOPPING CENTER
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                               [GRAPHIC OMITTED]

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                       INTERIOR VIEW OF MCDONALD'S & BANK
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                                                             SUBJECT PHOTOGRAPHS
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                               [GRAPHIC OMITTED]

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                    EXTERIOR VIEW OF LONG JOHN SILVERS
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                               [GRAPHIC OMITTED]

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                        INTERIOR VIEW OF PIZZA HUT
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                                                        SUMMARY OF SALIENT FACTS
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                            SUMMARY OF SALIENT FACTS

Property Name:                    25th Street Shopping Center

Location:                         Intersection of Routes 248 & 22
                                  Easton, Pennsylvania

Assessor's Parcel Number:         Map L9 / Block 32 / Lot 1A

Property Description:             The subject property consists of a one-story
                                  community shopping center containing a total gross leaseable area of 131,477 square feet.
                                  The center is anchored by Woolworth's, CVS, and AMC Theater. Outparcels include
                                  McDonald's, Long John Silver's, Pizza Hut, and
                                  Second National Bank.

Highest and Best Use

As Vacant:                        A community shopping center

As Improved:                      As a presently utilized - a community shopping
                                  center

Property Rights Appraised:        Leased fee Interest

Date of Value:                    June 1, 1996

Land Area                         16.1943 acres, or 705,424 square feet

Improvements

Building Area:

     Gross Leaseable Area:        131,477 square feet

Year Built:                       1955 (renovated 1987)

Overall Condition:                Average to good.

Estimated Marketing Time:         Based on the size of the subject property and
                                  the number of different uses that exist, we have estimated the marketing time to be less than 12 months.

Financial Indicators

Current Occupancy:                99%

                                  $16.00       700 - 1,500 sq. ft.
Market Rental Rate:               $13.00       1,501 - 3,000 sq. ft.
                                  $11.00       3,001 - 6,000 sq. ft.
                                  $ 8.50       9,000 - 15,000 sq. ft.
                                  $35,000/yr   Pad site


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                                                        SUMMARY OF SALIENT FACTS
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Income Growth Rate:                               3%

Estimated Stabilized Expenses:                    $2.49\SF

Expense Growth Rate:                              3%

Tax Growth Rate:                                  3%

Going-In Overall Capitalization Rate Selected:    10.5%

Going-In Overall Capitalization Rate Implied:     10.0%

Terminal Overall Capitalization Rate:             11.0%

Discount Rate:                                    12.5%

Valuation

Income Capitalization Approach:                   $11,900,000

Sales Comparison Approach:                        $11,800,000

Final Value                                       $11,900,000

Unit value (per square foot):                     $90.21/RSF


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                                                               TABLE OF CONTENTS
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                                TABLE OF CONTENTS

CERTIFICATION OF THE APPRAISERS                                              i

SUBJECT PHOTOGRAPHS                                                         ii

SUMMARY OF SALIENT FACTS                                                     v

TABLE OF CONTENTS                                                          vii

INTRODUCTION                                                                 1

AREA ANALYSIS                                                                7

MARKET ANALYSIS                                                             18

SITE ANALYSIS                                                               23

IMPROVEMENT ANALYSIS                                                        25

ZONING                                                                      28

TAX AND ASSESSMENT DATA                                                     29

HIGHEST AND BEST USE                                                        30

APPRAISAL METHODOLOGY                                                       33

SALES COMPARISON APPROACH                                                   35

INCOME CAPITALIZATION APPROACH                                              40

RECONCILIATION OF VALUE                                                     64

ASSUMPTIONS AND LIMITING CONDITIONS                                         66

ADDENDA                                                                     70


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                                                               TABLE OF CONTENTS
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   A.  Glossary of Terms
   B.  Legal Description
   C.  Improved Comparable Sales
   D.  Rental Comparables
   E.  Strategic Mapping, Inc.
   F.  Rent Roll
   G.  PRO-JECT Assumptions
   H.  Engagement Letter
   I.  Qualifications


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                                  INTRODUCTION

================================================================================
                                                                    INTRODUCTION
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                                  INTRODUCTION

PROPERTY IDENTIFICATION

The subject is known as 25th Street Shopping Center and is located at the intersection of Routes 248 and 22 in Palmer Township (Easton), Northampton County, Pennsylvania. The city's assessor's tax identification number is Map L9, Block 32, Lot 1A. A full metes and bounds legal description is included in the Addenda.

OWNERSHIP AND PROPERTY HISTORY

The subject is currently owned by Mark 25th Street Limited Partnership. The subject last transferred in December 1993 for $11,400,000, or $86.71 per square foot. The property was purchased from Twenty-fifth Associates.

DATES OF INSPECTION AND VALUATION

The site was inspected by Maggie Argyros on June 4, 1996. Michael R. Pecorino, MAI did not inspect the subject or the comparables, but reviewed this report and concurs with the conclusions. The date of valuation is June 1, 1996.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the market value of the leased fee interest in the subject property as of the date of the appraisal.

Market value is defined as follows:

      Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;
      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;
      3.    A reasonable time is allowed for exposure in the open market;
      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and


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                                                                    INTRODUCTION
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      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

INTENDED USE OF REPORT

This appraisal has been prepared for the Mark Centers Trust for mortgage underwriting purposes.

PROPERTY RIGHTS APPRAISED

The value estimated represents the leased fee interest.

DEFINITION OF THE LEASED FEE INTEREST

The term "leased fee interest" as used in this report, is defined as:

An ownership interest held by a landlord with the right of use and occupancy conveyed to other; usually consists of the right to receive rent and the right to repossession at the termination of the lease.

(The Dictionary of Real Estate Appraisal, The Appraisal Institute, Chicago, Illinois, 1984, p. 179).

APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The following steps were completed by CB Commercial for this assignment:

      1.    Analyzed regional, neighborhood, site, and improvement data.

      2.    Inspected the subject and the neighborhood.

      3. Reviewed data regarding taxes, zoning, utilities, easements, and city services.

      4. Considered comparable improved sales and comparable improved building rental information. Confirmed data with principals, managers, or real estate agents representing principals, unless otherwise noted.

      5. Analyzed the data to arrive at conclusions via each approach to value used in this report.

      6. Reconciled the results of each approach to value employed into a probable range of market data and finally an estimate of value for the subject, as defined herein.

      7. Estimated a reasonable exposure time associated with the value estimate.

----------

(1) The definition of market value is taken from : The Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, 34.42(f), August 24, 1990. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.


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                                                                    INTRODUCTION
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The subject site and improvement descriptions are based on a personal inspection of the property, discussions with management, and a review of the provided information. The inspection is not a substitute for thorough engineering studies.

To develop the opinion of value, CB Commercial performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice. This means that no departures from Standard 1 were invoked.

This is a complete appraisal, in the form of a Self-Contained Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Standards of Professional Appraisal Practice. In a complete appraisal, CB Commercial uses all known applicable approaches to value. The value conclusion reflects all known information about the subject property, market conditions, and available data.

The Self-Contained Report incorporates to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. It also includes thorough descriptions of the subject property and the market for the subject property type.

SPECIAL APPRAISAL INSTRUCTIONS

The client did not give us special appraisal instructions.

MARKETING PERIOD

The marketing period section is divided into reasonable exposure time and reasonable marketing time. Exposure time differs from marketing time. Marketing time is the period required to sell a real property interest at market value during the period immediately after the effective date of the appraisal. Exposure time is always presumed to precede the effective date of the appraisal.

Exposure time is not intended to be a prediction of a date of sale or a one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

      o     statistical information about days on the market

      o     interviews of market participants.

The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions.


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                                                                    INTRODUCTION
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Reasonable Exposure Time

Exposure time is always presumed to precede the effective date of the appraisal. It is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but adequate, sufficient, and reasonable marketing effort. Exposure time and appraisal conclusion of value are therefore interrelated.

Exposure time is often expressed as a range and is based on direct and indirect market data gathered during the market analysis, sales verifications, interviews with market participants, and other appropriate sources. The amount of time which a property will require to be marketed varies greatly depending on a number of factors including market conditions, listing price, terms of sale offered, and competitive listing inventory.

In addition to considering each of the factors noted above, CB Commercial considered:

      o     the most recent CB Commercial National Investor Survey, and

      o the opinions of local knowledgeable real estate brokers and investors.

Market Conditions

Throughout the country, market conditions for most property types, especially those considered Class A and B, have improved over the last year. The market conditions that directly impact the subject are described in this report and illustrate how exposure time is correlated with listing inventory, competitive pricing structures, and marketing efforts.

CB Commercial National Investor Survey

In the most recent issue of the CB Commercial National Investor Survey, published in the first quarter 1996, CB Commercial surveyed a wide range of investors for property type preferences and specific marketing times. Investors indicated that exposure requirements for investment property generally decreased by 0.4 months from first quarter 1995. The average marketing time for all responses has decreased 3.5 months since second quarter 1993. Currently, the marketing period is 6.4 months for a Class A Power retail center. For all types of retail properties, the marketing period ranges from 0 to 18 months with an average of 11 months.

Real Estate Broker Surveys

As another information source, appraisers solicited the opinions of real estate brokers knowledgeable in the subject property type. The majority estimated that the property could likely be sold within a 12 month time span. All assumed that property would be appropriately priced and marketed.


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                                                                    INTRODUCTION
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Exposure Time Conclusion

In conclusion, based on the foregoing analysis, an exposure time of less than 12 months is reasonable, defensible, and appropriate. Like the brokers surveyed, CB Commercial assumes that the subject property would have been competitively priced and aggressively promoted on a national basis.

Reasonable Marketing Time

Reasonable marketing time is the period a prospective investor would forecast to sell the subject property immediately after the date of value, at the value estimated. Anticipated marketing time is essentially a measure of the perceived level of risk associated with the marketability, or liquidity, of the subject as an investment grade property. The sources for this information include those used in estimating the reasonable exposure time, but also an analysis of the anticipated changes in market conditions following the date of appraisal. In other words, the reasonable marketing time is the number of months it will require to sell the subject property from the date of value, into the future.

The reader must understand, however, that the future price for the subject property (at the end of the marketing time) may or may not equal the appraisal estimate. The future price depends on unpredictable changes in the physical real estate, demographic and economic trends, real estate markets in general, supply/demand characteristics for the property type, and many other factors.

Based on the premise that present market conditions are the best indicators of future performance, a prudent investor will forecast that, under the conditions described above, the subject property will require a marketing time of less than 12 months.


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                                                                   AREA ANALYSIS
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                               REGIONAL AREA MAP
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                               [GRAPHIC OMITTED]

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Compiled by: CB Commecial Real Estate Group, Inc.
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                                                                   AREA ANALYSIS
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                                  AREA ANALYSIS

The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property.

A regional map indicating the location of the subject is presented on the previous page.

REGIONAL INFLUENCES

Location

The subject is located within Lehigh Valley which is part of the Allentown-Bethlehem-Easton MSA. Lehigh Valley is comprised of two counties:
Lehigh and Northampton. These two counties form the core of the MSA. Other counties in the MSA include Carbon County, Pennsylvania, and Warren County, New Jersey. The Lehigh Valley region is bound to the north by the Blue Mountain, to the east by the Delaware River, to the west by Schuylkill, and to the south by Berks, Montgomery, and Bucks Counties. The Lehigh Valley region (Lehigh and Northampton Counties) is located in the central-eastern portion of the Pennsylvania, within 300 miles of the major metropolitan areas of eastern Unites States including New York, Philadelphia, Baltimore, Washington D.C., and Boston. It is particularly accessible to New York City and Philadelphia. The Lehigh Valley region contains three cities (Allentown, Bethlehem, and Easton), 27 boroughs, and 32 townships.

Population

The Allentown-Bethlehem-Easton MSA, like Lehigh and Northampton Counties, has experienced slow, relatively steady growth over the past 20 years. During the early 1980s, when other parts of Pennsylvania and the northeast experienced net declines in population


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                                                                   AREA ANALYSIS
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growth, the region experienced moderate growth. This population growth continued in the later part of the 1980s and into the 1990s. According to Strategic Mapping, Inc., annual population growth over the past decade in the MSA was 0.80%, which is very similar to the Lehigh Valley Region. Shown on the following page is a breakdown of the population and population growth in the two counties in the Lehigh Valley Region and the MSA total.

Lehigh County is the largest county in the Lehigh Valley Region and the MSA with a total population estimate of 299,269 in 1995. The city of Allentown is situated in Lehigh County. Northampton County closely follows behind with a population of 256,899. Northampton County experienced greater population growth compared to Lehigh County over the past decade. Continued population growth is forecasted for the Lehigh Valley Region and the Allentown-Bethlehem-Easton MSA. In Northampton County, where the subject property is situated, population growth is expected to be slightly lower than the previous decade with a projected annual growth rate of 0.67% between 1990 and 2000. The MSA is expected to witness slightly greater population growth over the next decade, while Lehigh County is expected to be slightly lower than the previous decade. On the basis of these population trends and forecasts, the Lehigh Valley Region appears to be in a period of relatively moderate growth that is expected to last for the next few years.

The following table illustrates the population trends in the two counties, in the Lehigh Valley Region, and the MSA total.

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                               POPULATION TRENDS

               LEHIGH VALLEY AND ALLENTOWN-BETHLEHEM-EASTON MSA
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                             1980       1990    Annual%   1995         2000
                                                 Change   Estimate  Projection
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Lehigh County               272,349   291,130     0.69%     299,269    304,142
Northampton County          225,418   247,105     0.96%     256,899    264,190
Lehigh Valley Region        497,767   538,235     0.81%     556,168    568,332
Allentown-Bethlehem-Easton
MSA                         551,002   595,081     0.80%     615,654    630,260
================================================================================
Source: Strategic Mapping, Inc.
Compiled by: CB Commercial Real Estate Group, Inc.
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                                                                   AREA ANALYSIS
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         =============================================================
                           SELECTED AREA DEMOGRAPHICS
                LEHIGH VALLEY AND ALLENTOWN-BETHLEHEM-EASTON MSA
         =============================================================
                                         Lehigh   Northampton   A-B-E
                                         County      County     MSA
         =============================================================

         Population

              1995 Estimate              299,269    256,899    615,654

              1990 Census                291,130    247,105    595,081

              1990-1995% Change            2.8%       4.0%       3.5%

         Households

              1995 Estimate              116,004     94,376    233,458

              1990 Census                112,887     90,955    225,831

              1990-1995% Change            2.8%       3.8%       3.4%

         1995 Median Household Income   $ 37,738   $ 38,659   $ 37,136

         1995 Average Household Income  $ 46,878   $ 47,061   $ 45,807

         1990 Average Home Value        $113,429   $117,969   $111,218

         1990% College Graduates          12.6%      10.7%      11.1%
         =============================================================

         Source: Strategic Mapping, Inc.
         Compiled by: CB Commercial Real Estate Group, Inc.

         =============================================================

Households

Similar to most areas of Pennsylvania, the Lehigh Valley Region, the MSA and Lehigh County have witnessed an increase in the number of total households, however, a decrease in the total household size.

The number of households in the MSA total approximately 233,458 in 1995 indicating an average household size of 2.56. Lehigh County had the smaller household size of 2.51 in 1995 which can be primarily attributed to the fact that it includes Allentown which is a city. Typically, cities tend to have a smaller household size than a suburban area. As shown above, the number of households in the Lehigh Valley Region has increased annually by approximately 1.24% since 1980, while population growth was only 0.81% for the same time period. This can be attributed to the declining average household size.


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                                                                   AREA ANALYSIS
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The projected growth in households over the next five years in the Lehigh Valley region and the MSA is expected to be even greater than the population growth. This indicates a continuing declining number of persons per household. Lehigh County, where the subject property is located, is expected to continue to witness household growth over the next five years, albeit a slower a rate.

Income

The Lehigh Valley Region and the Allentown-Bethlehem-Easton MSA are considered to be relatively middle class areas. The median household income in the Lehigh Valley Region and MSA of $37,136 and $38,199 is slightly greater than the state average. Northampton County has the highest median household income of in the region. Shown below is a breakdown of the median household income for the Lehigh Valley Region as well as the MSA.

    ======================================================================
                              MEDIAN HOUSEHOLD INCOME
               LEHIGH VALLEY REGION & ALLENTOWN-BETHLEHEM-EASTON MSA
    ======================================================================
                           1995              2000              ANNUAL
                         ESTIMATE         PROJECTION         % CHANGE
    ======================================================================
    Lehigh County         $37,738          $43,759              3.19%
    Northampton Country   $38,659          $45,281              3.43%
    Lehigh Valley Region  $38,190          $44,520              3.32%
    A-E-B MSA             $37,136          $43,221              3.28%
    ======================================================================
    Source:  Strategic Mapping, Inc.
    Compiled by: CB Commercial Real Estate Group, Inc.
    ======================================================================

The Lehigh Valley Region is expected to outperform the state of Pennsylvania with regards to median household income growth. Northampton County, where the subject property is located, is expected to witness similar income growth to the region of over 3.43 percent over the next five years. Based on the above, the Lehigh Valley Region and the MSA are both expected to experience modest income growth over the next five years.

Employment

The Lehigh Valley Region has a predominant industrial and manufacturing base in addition to a service producing economy. Consistent with national trends, one of the most significant changes in the area's economy over the last decade has been the decline in manufacturing employment. In 1980, the manufacturing sector employed approximately 34.5% of the total non-farm employment in the region. By 1996, manufacturing employment dropped to 22.4% of total


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                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------


employment. Although the manufacturing industry has declined, it still represents a significant portion of the employment base in the region. During the same period, the service sector, which includes the accounting, legal, advertising, entertainment, health care, education, business, and publishing industries, increased substantially from 19.3% to 30.2% of total non-farm employment. This large increase in service jobs more than made up for the jobs lost in the manufacturing sector. Other key economic sectors include the trade sector representing 20.9% of total non-farm employment.

Major employers in the Lehigh Valley Region include Bethlehem Steel Corporation, AT&T Technologies/Bell Labs, Air Products & Chemicals, Inc., Mack Trucks Inc., Day-Timers Inc, Binney & Smith Inc., Burron Medical Inc., and Victaulic Co, of America. In the Allentown-Bethlehem-Easton MSA the following is the ranking of the ten largest employers.

======================================================================
                        LEHIGH VALLEY REGION
                          LARGEST EMPLOYERS
----------------------------------------------------------------------
Rank     Employer                Type of Business     # of Employees
======================================================================
1        Lehigh Valley Hospital  Acute-care Hospital       5,100
2        Pennsylvania Power &    Electric Utility          4,268
         Light Co.
3        Air Products &          Gas and Chemical          4,000
         Chemicals, Inc.         Products
4        AT&T Microelectronics   Electronics               3,800
5        Bethlehem Steel Corp.   Steel Manufacturing       3,600
6        Saint Luke's Hospital   Acute Care Hospital       2,397
7        Wood Co.                Food Service              2,000
8        Allentown School        Public Schools            1,800
         District
         Mack Trucks, Inc        Vehicle Manufacturer      1,800
9        Bethlehem Area School   Public Schools            1,500
         District
         Day-Timers, Inc.        Stationary Products       1,500
----------------------------------------------------------------------
10       Easton Hospital         Acute-care Hospital       1,470
----------------------------------------------------------------------
Source:  Lehigh-Valley Profile and Trends, 1996
======================================================================

A number of Fortune 100 Companies have recognized this area's good transportation network and good location. As a result Kraft General Foods, K-Mart, Bell Telephone, AT&T, Daytimers and other large firms have built large distribution facilities in the area. In addition, trucking companies such as Roadway Express, Carolina Freight Corporation, and others have also been attracted by the Lehigh Valley's market accessibility.

Shown on the following page is a chart which outlines total employment and the composition of the different employment industries in the Allentown-Bethlehem-Easton MSA. The figures shown on the following page reflect the most recently published employment totals for January


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                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------


1996. (It should be noted that the Bureau of Labor Statistics does not break out this information for the counties within the MSA).

==========================================================================
                         ALLENTOWN-BETHLEHEM-EASTON MSA

         NON-AGRICULTURAL INSURED EMPLOYMENT BY MAJOR INDUSTRY DIVISION

               1995 AND 1995 COMPARISON - NOT SEASONALLY ADJUSTED
==========================================================================
               Employment           Employment                Change
Industry          1/95      Share      1/96       Share     1995-1996
                 (000s)               (000s)
==========================================================================
Manufacturing     60.4      23.9%      56.5       22.4%       -6.5%
Construction/     9.3        3.7%       9.1        3.6%       -2.2%
Mining
TCPU              13.5       5.3%      14.0        5.6%        3.7%
Trade             53.1      21.0%      52.7       20.9%       -0.8%
FIRE              13.4       5.3%      13.6       5.4%         1.5%
Services          73.8      29.2%      76.1       30.2%        3.1%
Government        29.5      11.7%      30.0       11.9%        1.7%
--------------------------------------------------------------------------
TOTALS           253.0       100%      252.0      100%        -0.4%
--------------------------------------------------------------------------
Source:  Bureau of Labor Statistics
Compiled by:  CB Commercial Real Estate Group, Inc.
==========================================================================

In January 1996, the total non-farm employment in the Allentown-Bethlehem-Easton MSA totaled 252,000 jobs. Over the past year, total employment in the MSA declined by less than one percent, compared to the previous year which witnessed an increase of 3.6%. The majority of the employment industries witnessed an increase over the past year, however, manufacturing witnessed a decline of 6.5% which resulted in overall decline in total employment. Construction and mining also witnessed a declined of 2.2%, while trade witnessed a decline of less than one percent. Services added 2,300 jobs, while TCPU added 1,500 jobs. Overall, the Lehigh Valley Regional economy witnessed a slight decline in 1995 given the significant decline in the manufacturing industry. Over the next decade, it is projected that manufacturing jobs will continue to decline, however, these job losses will be offset with increases in the service industry, which is projected to increase by 3.6% annually over the next decade (compared to a 1.0% annually decline in the manufacturing industry). The Joint Planning Commission for the Lehigh Valley Region project annual average employment growth of 2.7% over the next decade.

The unemployment rate in the Lehigh Valley Region has continued to decline since 1992. In 1992 the unemployment rate was 7.2% compared to 1995 with an average unemployment rate of 5.9% in Lehigh County. Unemployment followed a similar pattern in Northampton County. Shown below is the average unemployment rate for the area.


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                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------


              ===================================================
                           AVERAGE UNEMPLOYMENT RATES
              ===================================================
              YEAR          LEHIGH COUNTY    NORTHAMPTON COUNTY
              ---------------------------------------------------
              1992               7.2%               8.0%
              1993               6.7%               6.9%
              1994               6.0%               6.5%
              1995               5.9%               5.9%
              ---------------------------------------------------
              Source: Bureau of Labor Statistics
              ===================================================

         =============================================================
                 CIVILIAN LABOR FORCE & EMPLOYMENT ESTIMATES
                             LEHIGH VALLEY REGION
         =============================================================
                             LEHIGH COUNTY      NORTHAMPTON COUNTY
         -------------------------------------------------------------
         PERIOD             1/95      1/96        1/95        1/96
         Labor Force      133,531   132,779     110,503     110,704
         Employment       125,524   123,468     103,111     101,425
         Unemployment      8,007     9,311       7,392       9,279
         Unemployment       6.0%      7.0%        6.7%        8.4%
         Rate
         -------------------------------------------------------------
         Source:  Bureau of Labor Statistics
         =============================================================

As shown above, the labor force base in Lehigh County declined over the past year, while unemployment increased, resulting in a higher unemployment rate. As of January 1996 the unemployment rate was 7.0%, approximately 1.0% higher than the previous year. The decline in employment, however, can be partially attributed to the weather conditions during the first month of 1996, otherwise referred to as the "Blizzard of 1996". We do not expect the higher unemployment rate to continue throughout the year in 1996. In fact, labor projections indicate a decline in the unemployment rate in the first quarter 1996. In Northampton County, although the labor force slightly increased, the number of employed persons declined, resulting in an increase in the unemployment rate from 6.7% in 1995 to 8.4% in 1996.

Transportation

The Lehigh Valley region contains excellent transportation routes. Some of the major routes that are in and around the county include Interstate 78, Routes 22, 145, 29, 33, and several others. In addition, the Pennsylvania Turnpike Northeast Extension (a.k.a. Route 9) extends through the western portion of the county. Overall, the transportation routes servicing the area are considered to be adequate.


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                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             NEIGHBORHOOD AREA MAP
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
--------------------------------------------------------------------------------


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                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------


Conclusion and Relevance to the Subject Property

The Allentown-Bethlehem-Easton MSA has a diverse and stable economy which is primarily fueled by manufacturing and services. Despite the downturn in Pennsylvania's economy over the past several years, the Lehigh Valley Region has shown signs of strength. Over the past several years, the Lehigh Valley Region has witnessed increases in population, income characteristics, and employment. However, given the hefty manufacturing losses, total employment in the MSA declined over the past year. It is projected that in the future, while manufacturing losses will continue, it will be offset by increases in the service industries.

Based on the aforementioned, we expect continued growth, albeit at a slower pace, for the foreseeable future. Further, as continued growth occurs, the Lehigh Valley Region should continue to be a desirable location for real estate investment and commercial development over the long term.

NEIGHBORHOOD INFLUENCES

Location

The subject property is located on the north side of Route 248 in Palmer Township, Pennsylvania. The geographic boundaries of the subject are not exact, but the immediate neighborhood is generally considered to be:

      North:      Tatamy
      South:      Glendon
      East:       Easton
      West:       Bethlehem

Land Use

The subject is generally located in a suburban neighborhood. Developments in the immediate vicinity of the subject consist of a mixture of commercial, industrial, and residential uses. Within the subject's immediate area, at the rear of the subject property there is a Day's Inn Hotel and residential development, while development along Route 248 is primarily commercial in nature with a number of pad sites and a K-Mart & Weiss shopping center southeast of the subject. Overall, the neighborhood appears to be approximately 95 percent developed.

Access

Accessibility to the neighborhood in general, and to the subject property, is considered adequate. Routes 248, 33, 115, as well as several others provide the primary access to the site. Interstate 78 is located to the south of the subject and U.S. Route 22 is located north of the subject. These Interstates provide good high-speed east/west transportation routes to and from


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                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------


the county. The aforementioned roadways provide adequate accessibility throughout the neighborhood and other locations. In addition, the neighborhood has an adequate level of secondary roadways which further enhance accessibility. Allentown-Bethlehem-Easton Municipal Airport is situated west of the subject property in Allentown.

Demographics

Selected Neighborhood demographics in a one, three, and five mile radius from the subject are shown in the following table:

          ==============================================================
                            NEIGHBORHOOD DEMOGRAPHICS
                                   EASTON, PA
          ==============================================================
                                         1 mile      3 mile     5 mile
          --------------------------------------------------------------
          Population

                 1995 Estimate             6,532     54,808    113,581
                 1990 Census               6,522     52,286    107,104
                 1990-1995% Change          0.2%       4.8%       6.0%

          Households

                 1995 Estimate             2,510     20,340     42,029
                 1990 Census               2,501     19,426     39,692
                 1990-1995% Change          0.4%       4.7%       5.9%

          1995 Median Household Income  $ 43,820   $ 36,479   $ 38,795
          1995 Average Household Income $ 50,382   $ 43,688   $ 45,872
          1990 Average Home Value       $123,933   $ 99,367   $108,681

          1990% College Graduates          12.2%       9.8%      10.7%
          ==============================================================
          Source:  Strategic Mapping, Inc.
          Compiled by:  CB Commercial Real Estate Group, Inc.
          ==============================================================

As indicated by the above information, the demographic profile becomes less favorable inside a three-mile radius. Income levels, as well as home values are significantly higher in a one-mile and five-mile radius. However, the population and households within a three-mile radius have continued to increase which is positive.

Growth and Trends

Due to the mature nature of the area, there has been little new development within the subject's immediate area. The majority of the new development is concentrated further north along Route 248 at the intersection of Route 33. The newest development is Northampton Crossing which consists of 500,000 square feet and is anchored by WalMart, Sam's Club, Sears Hardware, and


--------------------------------------------------------------------------------

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------


Redner's Warehouse. This shopping center opened in 1995. Other than Northampton Crossing, there has been little other new development within the market.

Conclusion and Relevance to the Subject Property

The subject is situated in a suburban neighborhood that features a mixture of commercial, industrial and residential developments. However, Route 248 is predominantly commercial in nature. The area has adequate accessibility to the local transportation system since Interstate highways are located to the north and south. The general character and uses in the area are not anticipated to change in the near future. In summary, we expect development and population to increase modestly over the foreseeable future.


--------------------------------------------------------------------------------

================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------


                                 MARKET ANALYSIS

Retail Overview

Allentown has witnessed limited growth over the past few years despite the economic troubles the region has experienced. As noted in the previous section, there has been only one significant new development within the past five years. Northampton Crossing, which is located at the intersection of Routes 33 and 248, opened in 1995. This shopping center, which consists of approximately 500,000 square feet, has a number of anchor tenants including WalMart, Sam's Club, Sears Hardware, and Redner's Warehouse. The center has four vacant units out of twenty-five suites. We are not aware of any proposed shopping centers within the city of Reading in upcoming years.

According to Strategic Mapping, Inc., total retail development within a three mile radius of the subject property consists of approximately 1.4 million square feet. Furthermore, retail development within the five and seven mile radii account for 1.4 and 3.9 million square feet, respectively.

Local Retail Market

In order to project future performance of the retail space in the subject property consideration has been given to various market components that affect the supply and demand for this type of real estate property. Specifically we have:

o Inspected the site and surrounding areas for the purpose of familiarizing ourselves with all the locational and environmental factors. In this regard, we have directed our attention to the physical qualities of the site, access and circulation, surrounding uses, and relationship to sources of market support.

o Reviewed the principal economic growth trends in the area in industry, population and employment. Our intention was to identify the degree of underlying support for existing improvements and future growth.

o Analyzed existing and foreseeable market conditions for retail properties in the area.

o Analyzed demographics of the subject property's trade area as well identified competition in order to assess, the subject property's current as well as future position in the market.

Trade Area

The trade area of a shopping center is defined as the geographic area from which the sustaining patronage for steady support of a center is obtained. Determination of the boundaries is contingent upon various factors including but not limited to the nature of the center, accessibility, physical barriers, location of competing facilities, and limitations of driving time and distance.


--------------------------------------------------------------------------------

================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------


The subject's general trade area is considered to be that which encompasses a seven-mile radius of the subject center. We broke this down further to include a three-mile ring (primary), a five-mile ring (secondary) and a seven-mile ring (tertiary).

Definition Of The Trade Area

The primary ingredients for success in these types of projects include the nature of the competition, population density, income levels, and disposable income. The actual size of the population needed to support this type of project cannot be fixed due to the complexities of the above factors, as well as changing methods of merchandising. Local conditions, such as number of households, income levels, and existing centers within the trade area can have the most dramatic impact upon any given project since these factors are what determine the purchasing power in an area. An additional ingredient leading to the success of a shopping center would be the tenant mix and characteristics of the leading tenants which attract shoppers to the project.

We have analyzed demographic data, competition, income levels for the subject trade area in the following sections. The demographic profiles of the primary, secondary and tertiary trade areas are presented in the Neighborhood Influences section of the report. Additional demographic information is contained within the Strategic Mapping, Inc. Profile Report located within the Addenda.

Population

The sales potential of a center is directly related to its proximity to the number of potential patrons. The historical and projected trends for population are important to examine when analyzing the trade area of a shopping center.

The historical population trends for the subject's trade areas indicate an increase in population between 1980 and 1995 followed by a further increase projected from 1995 to the year 2000. In the primary trade area the population increased by 4.7% between 1980 and 1990 to 63,766 and then witnessed an increase to 66,930 in 1995. Population projections indicate a further increase to 69,519 between 1995 and the year 2000. Both the secondary and tertiary trade areas witnessed a similar pattern and future trend in population in these areas.

In order to further analyze the population change, we have examined the distribution of the population by age. When analyzing the population distribution by age, it should indicate in what age groups the population shifts are projected to take place. This is important to distinguish if it will have a great impact on the retail sales of the subject center. Shifts in the age groups under 24 years of age will affect the subject; however, less drastically than changes in the subject's core market approximately between the ages of 25 and 54.


--------------------------------------------------------------------------------

================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------


As illustrated in the Profile Report located in the Addenda, a large percentage of the population in all three trade areas are in the age groups from 25 - 54. Estimated figures for 1995 indicated that the median age was slightly higher than the 1990 census in all three trade areas ranging from 35.6 to 37.0. Overall, the diversification among age groups is very common among other retail trade areas.

Household Trends

When analyzing the demographics for a retail center, it is most important to focus on the trends in the household population. A household consists of one or more persons occupying a dwelling unit. A family would be considered a household unit; however single persons living alone or two or more unmarried persons sharing a dwelling are also considered a household unit. The household unit is perhaps the best indicator in determining the economic health of a trade area. One of the important components which bonds a household together is it's economic strength as a unit as compared to the economic viability of an individual; single person households not withstanding. If the population is slightly decreasing and yet the number of households is increasing, this would not necessarily be a negative indicator. This would imply that the average household size was shrinking. Each household has demand for goods that likely is not duplicated with a larger household size. This demand is duplicated however in the number of households.

Similar to population figures, the number of households in the trade area increased between 1980 and 1990. Subsequently, the number of households increased between 1990 and 1995 though at an accelerated pace in comparison to the increase witnessed in the previous decade. The number of households are projected to increase further in all three trade areas in upcoming years.

Household Income

The median household income in the subject's trade areas increased annually at an average rate of 3.0% from 1990 to 1995. Thus, the household incomes in the area grew at a pace slightly below inflation during this period. The projected annual income growth rates between 1995 and the year 2000 are approximately 3.0%, again below the projected rate of inflation. Overall, household income levels varied slightly between the three trade areas. The median household income levels ranged from $36,054 to $38,900 in 1995 with the primary trade area representing the low end of the range.

Employment

The income characteristics of the trade areas for the subject property indicate that this is a predominately white-collar market. The tertiary trade area had the highest percent in white-collar employment at 55.7%, while the primary trade area had the lowest at 55.0%. Blue-collar


--------------------------------------------------------------------------------

================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------


employment percentages in the primary, secondary and tertiary trade areas were 30.6%, 30.5% and 30.6%, respectively. The remaining percentages were in special services categories.

The 1990 Census information indicates that the unemployment rates ranged from a high of 5.1% in the primary trade area to a low of 4.4% in the tertiary trade area. As discussed in the Location Analysis, the most recent unemployment rate in was 8.4%, which indicates an overall increase in employment from the 1990 Census. We feel the subject market will witness modest employment growth in upcoming years and a declining unemployment rate.

Expenditure Potential

The Expenditure Potential charts located in the Addenda outline Strategic Mapping, Inc. retail sales projections for the subject trade area. The highest sales growth in the primary trade area appears to be for electronics, drug, and video stores. These three categories also represent high growth in the secondary and tertiary trade areas. The average growth rate for retail sales in the primary trade area is projected at 2.21% in the primary trade area, 2.34% in the secondary trade area, and 2.26% in the tertiary trade area.

Strategic Mapping, Inc. examines the product potential for various store types for each portion of the subject trade area. Based on statistical sampling, Strategic Mapping has derived a benchmark per household expenditures for each store type. Comparing the figures in the trade area to the benchmark figure, it is apparent that those individuals in the subject trade area are much more likely to spend on items in drugs, groceries, and convenience stores.

The Strategic Mapping Expenditure Potential Index is defined as follows, 'An index which shows the amount by which an area per household expenditures, differed from that of the benchmark.' The benchmark is defined as the average or common expenditure among households for a larger region. Values below 100 signify that this area is below the benchmark per household expenditures and correspondingly values above 100 indicate a higher than average expenditure per household. The overall Expenditure Index for the primary area is 99.3, while the benchmark indices for the secondary and tertiary trade areas are 101.1 and 101.7, respectively. In conclusion, the expenditure indices for the subject trade areas indicate that the secondary and tertiary area populations spend more than the benchmark household on retail, while the primary area populations spend less than the benchmark. The area generates retail sales based on the existing population, as well as the increasing income potential. Market Indicators

Market Indicators

The subject center contains 33 tenant suites ranging in size from approximately 720 to 15,400 square feet and four outparcels ranging in size from 1,800 to 3,450 square feet. Discussions with local leasing agents reveal that typical ground level satellite space rents in the area


--------------------------------------------------------------------------------

================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------


generally range from $8.00/SF to $17.00/SF depending upon the physical and locational characteristics of the space and $5.50/SF to $10.50/SF for anchor space depending upon the same criteria. Percentage rent clauses tend to be uncommon for satellite tenants. Retail leases are typically structured on an absolute net basis with flat rents over the term. Based upon discussions with brokers and managing agents in the area as well as our observations during our inspection, competing centers in the subject's market area have vacancy rates which generally fall within the 0.0% to 10.0% range with an average vacancy rate of approximately 5.0%. The subject center is currently 99% occupied.

Summary

The outlook for the subject's market is good. Future projections indicate an increase in population and households in all three trade areas from 1980 through 1995. Further, the trade areas exhibit increased spending potential over the same period, while income levels appear to be increasing at rates slightly below projected inflationary rates which is common during periods of economic recovery. Overall, the subject trade areas reflect relatively strong retail characteristics; thus, we conclude that the trade area represents a viable retail market.


--------------------------------------------------------------------------------

                              PROPERTY DESCRIPTION

================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------


                                  SITE ANALYSIS

    Location:               The subject is located on the east side of Nazareth
                            Pike (a.k.a. Route 248) in Palmer Township,
                            Northampton County, Pennsylvania.

    Parcel Number:          Map L9, Block 32, Lot 1A

    Land Area:              16.1943 acres, or 705,424 square feet

    Shape and Frontage:     The subject consists of an irregularly shaped parcel
                            with a total of 705,424 square feet, or 16.1943 acres. The site has approximately 367 feet of frontage along Route 248.

    Exterior Parking:       There are 847 parking spaces on site.

    Topography and          The site is generally level.
    Drainage:
    Soils:                  No soil report was provided and it is assumed that
                            the soils is adequate for the existing use.

    Easements:              No title report was provided in connection with this
                            appraisal. No survey showing the location of any easements was available. Thus, it is not possible to make a definite conclusion regarding any potential impacts on value of the location of any such easements or encroachments. It is specifically assumed that any easements, restrictions, or encroachments that might appear against the title would have no adverse impact on marketability or value.

    Covenants,              No private deeds or restricting convenants affecting
    Conditions,  and        the development, other than zoning, were found to
    Restrictions:           affect the site.

    Utilities               All public utilities including gas, electricity, and
                            telephone, as well as water, storm, and sanitary sewer systems are available to the site.

    Flood Zone:             According to maps published by the Federal Emergency
                            Management Agency (FEMA), the subject lies within Zone C as indicated on FEMA Community Map Panel No.
                            420728-001 B, dated March 10, 1978. This panel is not printed. This zone is described as follows:

                            FEMA Zone C: "This area is identified in the community flood insurance study as an area of moderate or minimal hazard from the principal source of flood in the area. Buildings in this zone could be flooded by severe, concentrated rainfall coupled with inadequate local drainage systems. Local storm water drainage systems are not normally considered in the community's Flood Insurance Study. The failure of a local


--------------------------------------------------------------------------------

================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------


                            drainage system creates areas of high flood risk within this rate zone."

    Environmental Issues:   The value estimate rendered in this report is
                            predicated on the assumption that there is no hazardous material on or in the property that would cause a loss in value. No evidence of hazardous waster or toxic materials was visible. CB Commercial has no knowledge of the existence of these substances on or in the subject property. However, CB Commercial is not qualified to detect hazardous waster or toxic materials.

    Adjacent Properties:

         North:             Residential uses.

         South:             Retail and industrial uses.

         East:              Residential uses.

         West:              Industrial uses.

    Comments/Conclusions:   The subject is a 16.1943-acre site on a paved street
                            served by necessary utilities. Access and visibility are considered be good. There are no adverse soil conditions of which CB Commercial Real Estate Group,
                            Inc. is aware. The shape of the parcel is irregular and results in no specific limitation. The topography is sloping though possesses no specific development limitation. There is no excess land and the unimproved portions of the site are fully utilized by a macadam parking lot. From a physical standpoint, the site is considered to be adequate for many types of development.


--------------------------------------------------------------------------------

================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------


                              IMPROVEMENT ANALYSIS

The subject improvements were constructed in 1955 and were renovated in 1987. The improvements consist of a single-story community shopping center containing 131,477 square feet of gross leaseable area. The leaseable area includes five pad sites including McDonald's, Second National Bank, Long John Silver's, Pizza Hut, AMC Theater, and twenty-eight suites. The following is a description of the improvements based on our physical inspection, municipal records, and from discussions with and materials provided by the client. The basic construction features are summarized as follows:

Construction Class          The class of construction is the basic subdivision
                            in Marshall Valuation Service which divides all buildings into five basic groups by type of framing
                            (supporting columns and beams), walls, floors, roof structure, and fireproofing. The subject is considered to be of construction Class B(1).

Competitive Rating          The subject is considered a Class B building in
                            terms of quality as it is perceived in the marketplace.

Foundation                  Poured concrete

Frame                       Concrete block over a steel frame

Floor Construction          Concrete slab

Exterior Walls              Load-bearing concrete block over a steel frame with
                            split-faced block.

Fenestration                Aluminum framed glass windows and double-paned glass
                            front doorways.

Roof Structure & Covering   Flat, presumably built-up composition covering over
                            steel deck with steel bar joist supports. We were unable to inspect the roof and assume the roof is in average overall condition.

Exterior Condition          Average

----------

(1) The primary characteristic of Class B Buildings is the reinforced concrete frame in which the columns and beams can be either formed or precast concrete. They may be mechanically stressed, and the structure is fire resistant.

(Source:  Marshall Valuation Service)


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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------


Interior Partition System   Metal studs with gypsum board cover.

Interior Finishes - Tenant
Space                       Floors:   Combination of vinyl tile and carpet.

                            Walls:    Painted or covered gypsum board.

                            Ceilings: Suspended acoustic tiles.

                            Lighting: Recessed florescent lighting.

                            Summary:  The interiors of the subject are
                                      considered to be of average to good
                                      quality and similar to competitors.

HVAC Heating and ventilation is provided to the majority of the tenant suites by roof-mounted HVAC units. Each of these units pump the hot air throughout its suite via sheet metal air duct work hidden above the dropped ceiling. Air conditioning is supplied by the same system utilizing the duct work and supplying cool air during the summer months. The HVAC system is a gas-fired forced air system.

Electrical                  The electrical system is assumed to be in good
                            working order and adequate for the building.

Fire Protection             It is assumed that the subject has adequate fire
                            alarm systems, fire exits, fire extinguishers, fire escapes and/or other fire protection measures to meet local fire marshal requirements.

Plumbing The plumbing system is assumed to be in good operating condition.

Parking                     Surface parking is provided for 847+ vehicles.

Landscaping                 Landscaping on the subject property is adequate.

ADA Compliance              Handicap access appears to be available to all areas
                            of the center. However, we are not qualified to determine compliance with the requirements. Please refer to the specific limiting condition regarding
                            ADA compliance.

Environmental Issues        The value estimate rendered in this report is
                            predicated on the assumption that there is no hazardous material on or in the improvements which would cause a loss in value.


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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------


Functional Quality of Space  The interior floor plans are flexible and will accommodate a variety of tenant layouts. There are no observed design problems and none are reported by management. Access to the tenant suites is available at the front and rear of the center. There are no elevators within the center.

Deferred Maintenance         No deferred maintenance was observed or reported.
                             The improvements have been adequately maintained since it was constructed in 1955.

Economic Age and Life        Based on the current condition, we estimate the
                             effective age to be approximately 30 years.
                             According to the Marshall Valuation Service cost guide, buildings of this type and quality have an expected life of approximately 45 years. Therefore, the remaining economic life (expected life minus effective age) is estimated at 15 years. While we observed nothing to suggest a different economic life, a capital improvement program could extend life beyond that stated above.

Quality/General Condition    The subject property conforms well with competitors
                             and substitutes in the area. The quality of construction is typical of the area. Interior amenities are similar to competing properties of the same approximate age. The general condition of the improvements is average. We observed no evidence of structural fatigue and the improvements appear sound. We are not qualified to determine structural integrity, however, and recommend that the reader rely upon an expert in this field for further determination.

Conclusion/Comments          The subject property is an average quality shopping
                             center located in a relatively stable area. The improvements generally conform with competitors and substitutes in the neighborhood.


--------------------------------------------------------------------------------

================================================================================
                                                                          ZONING
--------------------------------------------------------------------------------


                                     ZONING

The subject's zoning requirements are detailed below.

     ======================================================================
                               ZONING SUMMARY
     ======================================================================

     Current Zoning:      GC; General Commercial

     Legally Conforming:  Yes

     Uses Permitted:      Retail,Service Establishments, Office, Place
                          of Worship, Cultural or Community Center,
                          Publicly-owned Recreation or Township-owned use.

     Zoning Change:       Not likely

     ======================================================================

           Category                        Zoning Requirement

     ======================================================================

     Minimum lot size::   10,000 square feet

     Site coverage:       40%

     Front setback:       60 feet

     Rear setback:        15 feet (25 feet of an existing residential use)

     Side yard setbacks:  10 feet (25 feet of an existing residential use)

     Height limit:        35 feet

     Parking:             1 space per 400 sq. ft. of gross floor area.

     ======================================================================

     Source:  City of Allentown Zoning Ordinance

     Compiled  by:  CB Commercial Real Estate Group, Inc.

     ======================================================================

ZONING ANALYSIS AND CONCLUSIONS

Based upon our review of the bulk requirements and allowable uses, the subject property appears to represent a legal existing and conforming use.


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================================================================================
                                                                    TAX ANALYSIS
--------------------------------------------------------------------------------


                             TAX AND ASSESSMENT DATA

The subject property is assessed by Northampton County, Pennsylvania. According to the assessor's office, properties within Northampton County are assessed at 50% of market value. The last general assessment of properties in Northampton County was 1994. No re-valuation is schedule for the near future.

The tax assessment for the subject property is presented below.

               ===================================================
                                1996 ASSESSMENT
               ===================================================
               Map/Block/Lot:                    L9/32/1A

               Land:                             $1,299,200

               Improvement:                      $3,281,600
               ------------                      ----------

               Total Assessment                  $4,580,800

               Estimated Taxes                   $  162,298

               ===================================================
               Source: Northampton County Assessor's Office Compiled by: CB Commercial Real Estate Group, Inc.
               ===================================================

Based on the current tax rate of $35.42 per $1,000 assessed value, the estimated taxes for the subject is shown in the previous table. The total taxes for the subject are $162,298, or $1.23 per square foot based on the rentable square footage of the center.

Tax and Assessment Conclusion

As indicated in the table above, school taxes are collected on a fiscal year and town/county taxes are collected on a calendar year. We have estimated the taxes for the shopping center at $162,298 calendar year 1996 in our cash flow. Our discussions with the assessor indicated that the subject's taxes have increased inline with the area's inflation rate, or approximately 3.0% per annum. We have, therefore, projected a long-term tax growth for all taxes equal to 3.0% per year.


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================================================================================
                                                     HIGHEST & BEST USE ANALYSIS
--------------------------------------------------------------------------------


                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria that the highest and best use must meet are:

                  o     legal permissibility;
                  o     physical possibility;
                  o     financial feasibility; and
                  o     maximum profitability.

Highest and best use is applied specifically to the use of a site as vacant. It is recognized that in cases where a site has existing improvements, the concluded highest and best use as if vacant may be different from the highest and best use given the existing improvements (as improved). The existing use will continue, however, until the land value, in its highest and best use, exceeds that total value of the property under its existing use plus the cost of removing or altering the existing structure.

Implied in the highest and best use is a recognition of the contribution of a specific use to the community environment or to the community's development goals, in addition to wealth maximization of individual property owners. Also implied is that the conclusion of highest and best use that results from the appraiser's judgment and analytical skill, i.e., that the use determined from the analysis represents an opinion, not a fact to be found.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

HIGHEST AND BEST USE AS THOUGH VACANT

Legal Permissibility

The legally permissible uses were discussed in detail in the site analysis and zoning sections of this report. Based on our review of the zoning restrictions, the site can be developed with several different uses, including retail and commercial office uses.

Physical Possibility

The physical characteristics of the subject site were discussed in detail in the site analysis. Overall, a wide range of legally permissible uses would be physically possible, including a variety of commercial uses.

Financial Feasibility

The test of financial feasibility is put only to those uses which are legally permissible and physically possible. If the property is capable of generating a sufficient net income to cover the required rate of return on investment and provide a return to the land, then the usage is financially feasible within a defined price limit.


--------------------------------------------------------------------------------

================================================================================
                                                     HIGHEST & BEST USE ANALYSIS
--------------------------------------------------------------------------------


In our determination of financial feasibility we have analyzed current market rental rates for several different property types. The net income produced by the proposed or new improvements must provide a return above the cost to develop the property, including acquisition of the land.

Through a cost/income analysis we have determined that development of the subject site is not financially feasible at this time. Based on the analysis of supply and demand factors at the present time, rents achieved for retail and/or office uses would not support the cost of construction. Based on the aforementioned, we have determined that development of the subject site at the present time with a retail center is not currently feasible.

Maximum Profitability

The final test of highest and best use of the site as though vacant is the use be maximally productive, yielding the highest land value. Based on our feasibility analysis we have determined that land banking the subject site is the maximally productive use at the present time.

Conclusion: Highest and Best Use As Vacant

The concluded highest and best use of the subject as though vacant is land banking until such time that development of the site with a retail/commercial facility is financially feasible.

HIGHEST AND BEST USE AS IMPROVED

Legal Permissibility

As discussed, the subject site's zoning and legal restrictions permit a variety of land uses. Regardless, the site has been improved with a neighborhood shopping center. Based upon review of the Palmer Township's Zoning Ordinance, it is our opinion that the improvements are within the established guidelines.

Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the improvement analysis section of this report. Overall, the layout and positioning of the improvements is considered functional for shopping center use, and the floor plan is considered to be reasonable in comparison to other shopping centers in the area. The improvements have good retail features, have been adequately maintained, and are physically capable of sustaining their current use over the extended future.

Financial Feasibility

As with the highest and best use of the site as though vacant, the financial feasibility of the site as improved is market derived. Typically, for retail properties similar to the subject, the test of feasibility is based on the amount of rent that can be generated less operating expenses. If a


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================================================================================
                                                     HIGHEST & BEST USE ANALYSIS
--------------------------------------------------------------------------------


residual amount exists after paying the various expenses, then the land is being put to a productive use. At present, the subject is 100% occupied. CB Commercial estimates that the appropriate stabilized market occupancy approximates 95%. Based on the historical and current operating status of the subject property, CB Commercial anticipates that the improvements are capable of providing an adequate return on the investment before any debt service requirements. Therefore, we conclude that the current use of the improvements is a financially feasible use of the property as improved.

Maximum Profitability

Similar to the highest and best use of the site as though vacant, the maximum profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use.

Conclusion: Highest and Best Use as Improved

Based on the foregoing discussions, CB Commercial concludes that the highest and best use of the property, as improved, is consistent with the existing use as a shopping center. There are no apparent alternative uses of the existing improvements that would produce a higher net income and/or value over time than the current use. The current use is a legally permissible use and appears to represent the highest and best use as improved.

Furthermore, CB Commercial does not believe that conversion of the improvements or demolition is warranted or financially feasible.


--------------------------------------------------------------------------------

                                   VALUATION

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------


                              APPRAISAL METHODOLOGY

The appraisal process is defined as an orderly program by which the problem is planned and the data involved is acquired, classified, analyzed and interpreted into an estimate of value. In this process three basic approaches to value are considered: Cost Approach, Sales Comparison Approach, and Income Capitalization Approach. In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

The final step in the appraisal process is reconciliation -- a process by which CB Commercial analyzes alternative conclusions and selects a final value estimate from among two or more indications of value. CB Commercial weighs the relative significance, applicability and defensibility of each approach as it relates to the type of property being appraised.

THE COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.

SALES COMPARISON APPROACH

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences with the final estimate derived based on the general comparisons.


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================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------


The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of atypical conditions affecting the sales price. Although there have been few sales in the region, the sales that were gathered were utilized to form an opinion of value. However, given the lack of relevant sales data, we have not placed minimal reliance upon this approach and have used it to provide additional support to the Income Approach.

INCOME CAPITALIZATION APPROACH

The methodology of the Income Capitalization Approach is to determine the income-producing capacity of the property on a stabilized basis by estimating market rent from comparable rentals, making deductions for vacancy and collection losses and building expenses, then capitalizing the net income at a market-derived rate to yield an indication of value. The capitalization rate represents the relationship between net income and value.

Related to the direct capitalization method is the discounted cash flow method. In this method of capitalizing future income to a present value, periodic cash flows (which consist of a net income less capital costs, per period) and a reversion (if any) are estimated and discounted to a present value. The discount rate is determined by analyzing current investor yield requirements for similar investments.

Since investors are active in the marketplace for properties similar to the subject, the Income Capitalization Approach is particularly applicable to the appraisal problem at hand. There is an adequate quality and quantity of income and expense data available to render a reliable and defensible value conclusion. For income producing properties similar to the subject, the Income Capitalization Approach is considered to be the most reliable. Therefore, this approach has been employed as the primary methodology for this assignment.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------


                            SALES COMPARISON APPROACH

The Sales Comparison Approach provides an estimate of market value based on analyzing transactions of similar properties in the market area. The method is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing one with the same utility. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed.

There are various units of comparison available in the evaluation of sales data in this approach. The sale price per square foot is the most commonly used in this approach. The effective gross income multiplier (EGIM) is rarely used by market participants because of the inconsistencies in estimating effective or gross income, vacancy, and expense differences.

We conducted a thorough sales search for comparable shopping centers in the subject's market area. Through our sales search, we were able to identify a limited number of sales with similar characteristics to the subject. The following table summarizes what are considered to be the most recent and proximate comparable sales. Detailed write-ups of each comparable are included in the addendum.

============================================================================================
                                 SUMMARY OF COMPARABLE SALES
============================================================================================
                                      Gross
No.     Property Name/       Sale    Leasable                  NOI        OAR    Sale Price
           Location          Date    Area (SF)  Sale Price    Per S.F.           Per S.F.
--------------------------------------------------------------------------------------------
 1  15th & Allen St.         1/96     46,503    $4,242,000    $9.94      10.89%    $ 91.22
    Center
    1401-1451 Allen Street
    Allentown
    Lehigh County, PA

 2  Stefko Shopping Center   1/96    134,446    $5,618,000    $4.59      10.99%    $ 41.79
    Stefko Boulevard
    Bethlehem
    Northampton County, PA

 3  Airport Square           03/95   258,466   $19,275,000    $6.96       9.34%    $ 74.57
    Shopping Ctr.
    Route 309 @ Rte. 202
    Montgomery Twp.
    Montgomery County, PA

 4  Kenhorst Plaza Shpg.     8/95    136,087   $11,000,000    $8.10      10.02%    $ 80.83
    Ctr.
    New Holland Rd. &
    Philadelphia Ave.
    Reading, Berks Cty., PA

============================================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
============================================================================================


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------


ANALYSIS OF IMPROVED SALES

The sales reflect unit prices ranging from a low of about $41.79 to a high of approximately $91.23/SF with the significant difference reflecting the economics of the various centers. The sales all had high levels of occupancy and were in generally good condition. The difference in unit prices then were more directly tied to net operating income and investor yield rates.

The comparable sales presented offer a simplistic view of the market. Since only general details of existing income and expenses were available, specific analysis is nearly impossible. Accordingly, this method acts as a general gauge of the market and therefore will be utilized as support to our findings in the Income Approach.

Analysis

The following discussion analyzes the aforementioned comparables relative to the subject property.

Sale 1

       Sale number one, located at the intersection of 15th Street and Allen Street in Allentown, is a 46,503 square foot shopping center which sold in January of 1996 for $4,242,000 or $91.22/SF. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed circa 1950 and was in very good overall condition at the time of sale since it was recently renovated. Access, exposure, visibility and general locational attributes of the center are superior to the subject, however, the center is similar in size to the subject. Market conditions at the time of sale were similar to current market conditions. This sale's NOI is reportedly $462,049 or $9.94/SF indicating an overall rate of 10.89%. The economics of this property, at least in terms of NOI per square foot, are slightly superior to the subject.

Sale 2

       Sale number two, located in the City of Bethlehem, consists of a single-story community center which contains an aggregate 134,446 square feet. This center, known as the Stefko Shopping Center, sold in January of 1995 for $5,618,000, or $41.79/SF of gross leasable area (GLA). Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed in 1965 and appeared to be in average condition. The property's location with regard to access and visibility are considered superior to the subject. Furthermore, the center is significantly larger than the subject. Market conditions at the time of sale were similar to current market conditions. The NOI was reportedly $617,577 ($4.59/SF) indicating an overall rate of 10.99%. This property operates at a level of net income that are inferior to the subject.


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                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                             COMPARABLE SALES MAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------


Sale 3

       Sale number three, Airport Square Shopping Center, is located on Route 309 in Montgomery Township, Montgomery County, Pennsylvania. This sale, consists of a single-story shopping center containing 258,466 gross leasable area. The property sold in March 1995 for $19,275,000, or $74.57/SF. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed in circa 1980 and appeared to be in good overall condition. The property's location with regard to access and visibility are considered superior to the subject. Furthermore, the center is somewhat larger than the subject. Market conditions at the time of sale were similar to current market conditions. The NOI was reportedly $1,798,923 ($6.96/SF), indicating an overall rate of 9.34%. This property operates at a level of net income that is inferior to the subject.

Sale 4

       Sale number four, Kenhorst Plaza, is located in Reading in Berks County, Pennsylvania. Kenhorst Plaza is located approximately three miles east of the subject property. It is a 137,000 square foot shopping center which sold in August 1995 for $11,000,000, or $80.00/SF. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed circa 1990 and was in good overall condition at the time of sale. Access, exposure, visibility and general locational attributes of the center are superior to the subject. Market conditions at the time of sale were similar to current market conditions. This sale's NOI is reportedly $1,102,305, or $8.10/SF indicating an overall rate of 9.34%. The economics of this property in terms of NOI per square foot are comparable to the subject's.

Net Operating Income Analysis

The net operating income level for the comparables ranged from $4.59 to $9.94 per square foot, per year. As noted, the subject's first-year NOI is $8.96 per square foot, representing the low end of the comparable range. Given the correlation between price paid per square foot and NOI per square foot it would seem reasonable to conclude that the subject would sell within the range established by the comparable properties.

The following chart depicts the calculations involved in developing adjustment factors to be applied to the respective price per square foot units of comparison developed from the comparables employed.


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--------------------------------------------------------------------------------
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------


================================================================================
                 NET OPERATING INCOME (NOI) ANALYSIS
--------------------------------------------------------------------------------
Sale     Subject's
           NOI/SF                    Sale Price  Adjustment   Adjusted $/SF
No.     Sale's NOI/SF    Multiplier     $/SF                   for Subject
--------------------------------------------------------------------------------
 1         $8.96           0.90        $91.22    -$9.12          $82.10
           -----
           $9.94

 2         $8.96           1.95        $41.79    +$39.70         $81.49
           -----
           $4.59

 3         $8.96           1.29        $74.57    +$21.86         $96.43
           -----
           $6.96

 4         $8.96           1.10        $80.83    +$8.08          $88.91
           -----
           $8.10

================================================================================

For the most part, there is a direct correlation between the NOI/SF and sale price per square foot. As the net income level increases, so does the price paid per square foot. After adjusting the four sales, they support a range of value for the subject between approximately $81.50/SF to $96.00/SF. Based on our analysis, the subject's value would be approximately $90.00/SF. The subject has a total building area of 131,477 square feet. The value estimate via the Sales Comparison Approach is calculated as follows:

             ======================================================
             Net Rentable Area of           131,477 square feet
             Subject
             Value per square foot        $90.00 per square foot
             Indicated Value:                   $11,832,930
             ROUNDED:                           $11,800,000
             ======================================================

Overall, very little emphasis has been placed on this approach because of the quality of the data. It is used primarily as a check of the value derived via the Income Approach.

We estimate the as is market value of the leased fee interest in the subject property, via the sales comparison approach, as of June 1, 1996, is:

              --- ELEVEN MILLION EIGHT HUNDRED THOUSAND DOLLARS ---

                                  ($11,800,000)


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


                         INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over period of time. The two common valuation techniques associated with the Income Capitalization Approach are direct capitalization and the discounted cash flow (DCF) analysis.

DIRECT CAPITALIZATION

Direct capitalization is the method used to convert a single year's estimate of income into a value indication. In direct capitalization, a precise allocation between return on and return of capital is not made because investor assumptions or forecasts concerning the holding period, pattern of income, or changes in value of the original investment are not simulated in the method. Direct capitalization is most appropriate when analyzing a stable income stream and in estimating the reversion at the end of a holding period. Using this method, the following sets forth the process:

      1. Estimate the Potential Gross Income (PGI) from all sources that a competent owner should be able to generate from a property based on existing and/or market rents.
      2. Deduct an estimate of Vacancy and Collection Loss (VCL) to arrive at an Effective Gross Income (EGI) estimate.
      3. Deduct operating expenses from the estimate of EGI. The result is an estimate of the stabilized Net Operating Income (NOI).
      4.    Estimate an Overall capitalization rate (Ro, or OAR).
      5. Divide the NOI by Ro, resulting in a value estimate at stabilized occupancy.
      6. Adjust the stabilized value to account for "As Is" condition, if applicable.

DISCOUNTED CASH FLOW ANALYSIS

The discounted cash flow (DCF) analysis is a detailed analysis used when the future income is expected to be variant, usually as a result of numerous lease obligations and/or anticipated changes in income and expenses. It is also particularly relevant when institutional buyers are the most likely purchasers of the subject because institutional buyers often place great weight on this analysis. The DCF analysis specifies the quantity, variability, timing, and duration of NOIs and cash flows. Selecting the proper yield rate (discount rate) is essential. CB Commercial must consider the target yield sought by investors as well as yields derived from comparable sales and/or market information. The methodology is:


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


      1. Estimate the before-tax cash flows for each period of a projected holding period net of any capital expenditures such as leasing expenses and tenant improvements.
      2.    Estimate a discount rate and a terminal overall capitalization rate.
      3. Estimate a selling price, known as the reversion, for the end of the projected holding period.
      4. The cash flows and the reversion are then discounted to a present value estimate.

APPROPRIATE CAPITALIZATION METHOD

A number of factors were considered in evaluating the appropriateness of using the direct capitalization method and/or the DCF technique including the occupancy status, lease structures, above/below market rents and typical buyer behavior. As a result of considering the foregoing factors, both the DCF technique and the income capitalization technique are employed in this appraisal.

ESTIMATE OF MARKET RENT

Rent analysis involves both a study of market (comparable) rentals and the subject's existing rents (if any). Market rent is the rent that a property would most probably command in the open market; indicated by the current rents paid and asked for comparable space.

SUMMARY OF COMPARABLE RENTALS

CB Commercial surveyed competitive properties and lease transactions for comparison to the subject. The selected comparable rentals are summarized in the following chart with a map and discussions of each comparable provided on the following pages.

ANALYSIS OF COMPARABLE RENTALS

We have obtained comparable leases from shopping centers situated within the subject's regional market area which are summarized in the following table. In terms of satellite space, comparables #1 through #5 indicate that the leased spaces range in size from 950 to 9,910 square feet which adequately represents the subject's square footage range. All the leases cited were signed between 1994 and 1995 and represent the most recent leasing activity in the competitive marketplace. The leases include a variety of uses and represent a similar tenant mix to the subject center. The above leases are considered to be generally similar to the subject in terms of condition, quality and location. We have examined the average effective rental rates of these comparables and determined that the effective rent is similar to the face rent, since their was no tenant improvements or free and escalation's were similar.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

==========================================================================================================================
         Center Name &                      Term    Start
 No.       Location          Tenant         (Yrs)    Date      Size      Rent/SF     Escalation         Comments
-------------------------------------------------------------------------------------------------------------------------
  1     Kingston Plaza     Everything        1 yr     9/95     6,500      $ 5.50      $950 Step          No Option
        Third Avenue       $0.99 Store      3 mos                                     in Year 2     % Rent = 3% over
        East of Pierce                                                                                  $1,191,660
        St,
        Kingston, PA
-------------------------------------------------------------------------------------------------------------------------
  2     Mark Plaza         Spectrum Rents   5 yrs    10/95     3,600      $ 8.00       Flat for       1 5-yr Option @
        N/S Route 11,                                                                    term            $9.00/SF
        Edwardsville, PA

                           Keens Floral     5 yrs     8/95     7,000      $ 8.00        Annual        1 5-yr Option @
                           Factory                                                     step-up           $8.83/SF
                                                                                                    % Rent = 3% over
                                                                                                    Natural Breakpoint
                           Mattress Man     5 yrs     7/95     3,600      $11.50       Flat for          No Option
                           (Pad Site)                                                    term       % Rent = 4% over
                                                                                                    Natural Breakpoint
-------------------------------------------------------------------------------------------------------------------------
  3     Birney Plaza       Everything       3 yrs    09/95     4,000      $ 7.00       Flat for       1 3 yr Option @
        N/S Route 11,      $0.99 Store                                                   term            $7.50/SF
        Moosic, PA                                                                                  % Rent = 3% over
                                                                                                         $933,000
-------------------------------------------------------------------------------------------------------------------------
  4     Triangle Plaza     Electronic       5 yrs    06/95     2,400      $11.50        Annual           No Option
        Route 115          Systems                                                    Percentage         No% Rent
        Wilkes-Barre, PA                                                               increase

                           TCBY             5 yrs    03/95     2,200      $11.00        Annual         1 5 yr Option
                                                                                       Prctge.           No% Rent
                                                                                         Inc.
                           Party City       10 yrs   05/94     9,910      $11.00       $1.65/SF          No Option
                                                                                       Step-up           No% Rent
-------------------------------------------------------------------------------------------------------------------------
  5     Gateway Plaza      Holiday Hair     3 yrs    06/94       950      $15.48        Annual           No Option
        N/S Route 11,      Fashions                                                   Percentage         No% Rent
        Edwardsville, PA   (Renewal)                                                   increase
                           McKenzie         3 yrs    06/94     3,080      $ 8.50        Annual           No Option
                                                                                      Prctge Inc.        No% Rent
=========================================================================================================================
                                        SUMMARY OF COMPARABLE ANCHOR SPACE RENTALS
=========================================================================================================================
  6     Pottstown Center   Wal-Mart         20 yrs   07/95   121,267      $ 6.99        Flat for       6, 5-yr Options
        Montgomery Cty.                                                                  term            No% Rent
        Pottstown, PA

  7     Route 6 Mall       K-Mart           25 yrs   03/95    119,229     $5.77        Flat for      10, 5-yr Options
        N/S Route 6,                                                                     term       % Rent = 1% over
        Wayne County                                                                                    $20,000,000
        Honesdale, PA

  8     Bradford Towne     K-Mart           25 yrs   07/94     94,481     $5.00        Flat for      10, 5-yr Options
        Centre,                                                                          term       % Rent = 1% over
        Bradford County                                                                                 $16,875,000
        Wysox, PA

  9     Builder's Square   Builder's        25 yrs   03/94    106,400     $10.05       Flat for      10, 5-yr Options
        Center             Square                                                        term            No% Rent
        Cetronia Road
        Lehigh County
        Whitehall, PA
-------------------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
=========================================================================================================================


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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                             COMPARABLE RENTALS MAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


These comparable centers are located throughout the metropolitan region in competitive areas to the subject property. Furthermore, they are all similar in age to the subject and considered to be of a similar functional design. All of the retail leases were written on a triple net basis, whereby the tenants assume their proportionate share of operating expenses, real estate taxes, and insurance. The higher rates typically reflect smaller satellite spaces, while lower rental rates are typically negotiated for anchor sized spaces. We have also considered asking rental rates in our analysis, however, they were deemed to be less reliable than the leases presented. As a result, we have not included asking rentals.

The satellite space face rental rates ranged from $5.50/SF to $15.48/SF with a central tendency of $9.75/SF. However, the majority fell between $8.00/SF and $11.50/SF. The rents at the upper end of the range (i.e., $15.00) reflect rental rates for smaller spaces. In consideration of the number of small spaces at the subject property, we have applied a "net" rental rate of $16.00 per square foot for spaces between 700 to 1,500 square feet, while for spaces ranging from 1,501 to 3,000 square feet, we have applied a market rental rate of $13.00 per square foot. Further, for spaces between 3,000 to 5,000 square feet, we have applied a market rental rate of $11.00 per square foot.

The anchor leases, or comparables #6 through #9, ranged from $5.00/SF to $10.05/SF with an average lease rate of $6.95/SF. The anchor rents reflect a close range for a variety of locations with the exception of comparable #9. This lease to Builder's Square has, however, no percentage rent clause and, as a result, agreed to pay a higher base rent.

The subject property's larger spaces range from 9,000 to 15,000 square feet. Thus, based on size, they are not true anchor spaces. Considering that these spaces are not typical satellite units and are not anchor units, we have applied a market rent of $8.50 per square foot.

As noted, the subject property has four outparcels. Pad sites generally rent from $35,000 to $40,000 per annum. The subject's pad leases, which range from $19,200 to $55,000 per annum, are all over ten years old. Considering the subject's location and visibility, we consider market rent for the pad sites at $35,000 per annum.


--------------------------------------------------------------------------------

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


In addition to surveying comparable centers, we have also analyzed the most recent lease transactions at the subject center. Since there have been several recent leases at the subject property, these leases have been given substantial weight in our analysis of the subject's market rental rates. These leases are detailed below.

ANALYSIS OF SUBJECT LEASES

The following table summarizes the subject property's recent lease history.

====================================================================================
                       SUMMARY OF RECENT SUBJECT LEASES
====================================================================================
                     New /   Term                  Contract              TI's/  Free
       Tenant        Renew  (Years)  Date   Size     Rent   Escalation   SF     Rent
------------------------------------------------------------------------------------
TSR Paging            New      5     6/96   1,080  $15.00   $90 Step in  None   None
                                                             Year 4
Sally Beauty Supply  Renew     2     6/96   1,200  $16.50      None      None   None
99 Cent Store         New      5     7/96   2,800  $10.00      None      None   None
Western Auto          New      5     9/96   9,000  $ 8.50      None      None   None
------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
====================================================================================

The typical lease at the subject property is triple net whereby the tenant is responsible for reimbursing the landlord for such expenses as real estate taxes, insurance, and common area maintenance (CAM). Recent retail leases at the subject ranged from $16.50 to $8.50 per square foot, depending on the size of the space. The terms of the recent leases have typically been between two and five years which is similar to quoted market terms. Based on our survey of local leasing agents and owners, five-year terms are most common with satellite tenants such as those found in the subject center. Therefore, for the purpose of our analysis, we have utilized a lease term of five years for all tenant suites for speculative renewals.

In our interviews with competing leasing agents and owners, we also inquired as to the market norm for rent escalations. Most of the agents agreed that three- to five-year leases are typically flat, with some sort of escalation or bump in 10-year leases. Regardless of the method of escalations, most of the subject and comparable leases have escalations which are intended to be similar to anticipated increases in the CPI. Thus, we have assumed that all five-year leases will remain flat throughout the term.

According to the subject leasing agent, TI's are typically not given, with the owner generally providing a " vanilla box" for new tenants and nothing for renewals. Retail space is typically taken "as-is" with the tenant fitting out their space to their own specifications. We project that no tenant alteration allowance would be provided for new or renewal leases.


--------------------------------------------------------------------------------

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


All of the leasing agents surveyed reported minimal if any free rent. A review of the immediate market indicated that no free rent was typically offered to tenants that leased space in the subject center over the past three to four years. Therefore, based upon the most recent leases within the market, as well as conversations with local leasing agents, we have projected that no free rent will be offered to prospective tenants.

CONCLUSIONS: MARKET RENT ESTIMATE FOR THE SUBJECT PROPERTY

Based on the previous analysis, the current market lease parameters for the subject property are estimated as follows:

          =============================================================
                         CONCLUDED MARKET LEASE TERMS
                           (PER SQUARE FOOT / YEAR)
          -------------------------------------------------------------
                 Category          Satellite Space   Anchor & Pad Sites
          -------------------------------------------------------------
          Market Rent             $16.00 & $13.00 &    $8.50 (NNN) &
                                     $11.00 (NNN)       $35,000/YR
          Lease Term                   5 Years           20 Years
          Annual Escalation              0.0%              0.0%
          Tenant Improvements           $0.00              $0.00
          Free Rent (Months)           0 Months          0 Months
          -------------------------------------------------------------
          Source: CB Commercial Real Estate Group, Inc.
          =============================================================

CONTRACT RENT

As discussed, the subject's leasable area is divided into twenty-eight suites within one building and four outparcels. Currently, the subject is 99% occupied.

Through our research of the subject property, which included a complete review of lease abstracts, rent rolls (both current and historical), and detailed discussions with the property manager and leasing agent, the following rent roll summary was utilized to detail currently leased suites and general information employed for this approach. Additionally, within the Addenda are copies of the tenant lease assumptions, generated by Pro-ject+ Plus, a computerized lease-by-lease analysis program.

Information submitted to us and contained in the Addenda provide additional support to the data and assumptions inputted for this method and is assumed to be correct and reliable. CB Commercial reserves the right to amend our input assumptions if any documentation is subsequently available which contradicts that assumed for this method. Located on the following page is the subject rent roll summary.


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


================================================================================
                25TH STREET SHOPPING CENTER, EASTON, PA
                               RENT ROLL
--------------------------------------------------------------------------------
                                Square                      Rent/
Suite           Tenant           Feet     Begin     End      SF      Annual Rent
--------------------------------------------------------------------------------
  1     MJM Inc., Maryland        2,000   10/91    09/96    $23.00    $46,000
        Fried Chick.
  2     TSR Paging                1,080   06/89    05/96    $15.00    $16,200
  3     Dreamscape Comics, Inc.   1,200   06/96    05/01    $15.00    $18,000
  4     CVS Store                13,400   01/91    12/05     $9.50   $127,300
  5     PA State Liquor Store     5,907   11/88    10/99    $13.00    $76,791
  6     Emergency Adm.            4,706   10/93    10/03    $15.00    $70,590
        Consultants
  7     Paoli Bike & Sports       3,395   10/94    10/99     $8.50    $28,858
  8     Radio Shack               2,510   03/93    02/03     $9.50    $23,845
  9     One Price Clothing        3,810   05/92    07/97     $7.00    $26,670
        Store
  10    Sherwin-Williams Co.      4,370   04/59    04/01    $12.00    $52,440
  11    Supercuts                 1,500   02/94    02/99    $15.00    $22,500
  12    National Auto Store       3,900   03/84    02/98     $8.00    $31,200
  13    Jenny Craig               2,280   05/96    04/01    $18.75    $42,750
  14    Antonio's Pizza & Deli    2,280   10/89    09/98    $15.50    $35,340
  15    F.W. Woolworth Co.       15,400   05/57    01/98     $1.17    $18,018
  16    Bounoutas &                 720   04/91    04/97    $18.50    $13,320
        Apostolopoulis
  17    Holiday Hair Fashions       900   01/88    12/98    $17.50    $15,750
  18    Vacant                    1,200
  19    Sally Beauty Supply       1,200   06/96    05/98    $16.50    $19,800
  20    McDonald's                3,450   11/72    11/98    $15.94    $54,993
  21    TCBY                      1,200   04/90    04/98    $18.52    $22,224
  22    Fire and Shine Jewelry    1,200   09/90    03/97    $16.50    $19,800
  23    AMC Theater              11,980   07/72    12/92     $2.65    $31,747
  24    Mandarin Chef, Inc.       3,300   12/90    11/97    $13.00    $42,900
  25    Pizza Hut                 3,025   03/84    04/01     $7.93    $23,988
  26    99 Cent Store             2,800   10/84    01/96    $10.00    $28,000
  27    Second National Bank      1,800   10/71    12/97    $10.67    $19,206
  28    Long John Silvers         1,728   11/75    04/96    $12.50    $21,600
  29    Golden Bagel              1,500   03/95    03/00    $12.75    $19,125
  30    Workout Plus Easton      11,766   02/95    02/00     $6.50    $76,479
  31    H&R Block                 3,100   09/05    04/00     $8.65    $26,815
  32    Western Auto              9,000   09/96    08/01     $8.50    $76,500
  33    Rockaway Bedding          3,870   10/92    10/97    $12.50    $49,375
        Total Leased Square     131,477          Average
        Feet                                       Rent:    $ 9.11 $1,198,124
        Vacant Space              1,200
        Occupancy-Overall           99%
================================================================================
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The subject's tenancy is comprised of regional and local tenants including Rockaway Bedding, National Auto Store, and Second National Bank. The subject also has a number of national tenants including McDonalds, Long John Silvers, Pizza Hut, Woolworth, CVS, Sherwin-Williams, Radio Shack, and TCBY. Current rental rates range from $1.17/SF to $19.00/SF.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


SPECIAL LEASE PROVISIONS AND ASSUMPTIONS

The following discussion summarizes any lease provisions and assumptions of special note.

Pending Leases

According the subject's leasing agent, they are currently in negotiations for the vacant 1,200 square feet. The terms were of this lease were not provided. However, a lease has not been signed as of the date of our appraisal.

Renewal Options

Options to renew at below or above market rent may have an impact on the valuation analysis. For example, if below market renewals are exercised, they may result in a downward impact on value. However, to the extent that re-tenanting costs are saved (rent loss during downtime, tenant improvements, leasing commissions, etc.), there may be an advantage in having the tenant renew at some rate below market rent in order to avoid these costs. Some of the subject leases have renewal options. Where applicable, if a tenants' option rent is below market, we have assumed that the tenant would exercise its renewal option. Conversely, if a tenants' option rent is above market, we have assumed that the tenant would not exercise its renewal option and terminate the lease.

EXPENSE REIMBURSEMENTS

Current and future hypothetical retail leases which will encumber the subject property will be based upon triple net lease structures and are consistent with recent leases written at the subject property and the market in general. The tenants will be responsible for reimbursing the landlord for their pro rata share of operating expenses including their pro rata share of CAM, real estate taxes, and insurance. The pro rata share calculations for future tenants are calculated by dividing the tenant's occupied rentable area by the gross leasable area of the center.

The following is a breakdown of the subject's historical recoveries and CB Commercial's projections for the proforma. It should be noted that the subject's operating statements are based on a fiscal year basis, beginning June 1 and continuing through May 31.

Expense Reimbursements

Expense reimbursements for the subject property consist of real estate taxes, insurance, and common area maintenance. Common area maintenance expenses consist utilities, management fees, general and administrative, cleaning and repairs, and maintenance expenses. The subject's historical expense reimbursements are as follows:


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


                    ================================
                        EXPENSE REIMBURSEMENT
                    --------------------------------
                         Year         Total $ Amount
                    --------------------------------
                         1993                  NA
                         1994            $180,885
                         1995            $241,600
                      1996 Budget        $227,021
                    Year 1 Pro Forma     $232,702
                    --------------------------------
                    Source: Mark Centers Trust
                    ================================

The first year of our DCF model indicates reimbursements of $232,702. Historical expense reimbursements have fallen in recent years due in part to a drop in expenses as management has attempted to cut costs in recent years. The budgeted amount appears to be unreasonably low based upon projected expenses and reimbursement clauses for existing tenants.

OTHER INCOME

This income category can be derived from several different sources including tenant service income, merchants association fees, late fee income, short-term storage income, professional services provided for the tenants by the landlord/management, ground rent as well as other miscellaneous sources. The subject has no other income.

PERCENTAGE RENT INCOME

In addition to the basic rental charges, the tenants are sometimes responsible for paying the landlord additional rent equal to a specified percentage of the tenant's gross sales made in, upon, or from the premises, over a breakpoint factor or according to a specific schedule. Three of the subject tenants have percentage rent clauses contained within their leases.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


====================================================================================================================
                                              PERCENTAGE RENT CLAUSES
---------------------------------------------------------------------------------------------------------------------
       Tenant              Breakpoint          Percent         Year       Gross Sales  % Rent Paid    CBC's FY97
                                                                                                       Projection
---------------------------------------------------------------------------------------------------------------------
MJM, Inc.                   $522,727            8.00%          1994        $485,983       $ 2,449       $545,000
                                                               1995        $547,194       $ 2,866
Dreamscape Comics           $390,000            6.00%          1994        $338,638       $     0       $325,000
                                                               1995        $325,638       $     0
CVS                        $4,243,333            3.0%          1994       $3,208,892      $     0      $3,425,000
                                                               1995       $3,427,181      $     0
Paoli Bike                  $650,000             5.0%          1994           NA          $     0       $300,000
                        $725,000 (11.96)                       1995        $302,922       $     0
Radio Shack                 $794,833             3.0%          1994        $443,831       $     0       $560,000
                                                               1995        $557,885       $     0
One Price Clothing          $762,000             4.0%          1994        $441,824       $     0       $365,000
                                                               1995        $365,834       $     0
Sherwin-Williams       $1,092,500 (retail)       5.0%          1995        $194,325       $     0       $201,000
                       $2,185,000 (whlesl)       2.5%          1995        $602,045       $     0       $600,000
National Auto Store         $789,000             2.0%          1994       $1,063,545      $ 3,838      $1,000,000
                                                               1995       $1,002,958      $ 6,292
Antonio's Pizza             $417,918             7.0%          1994        $215,939       $     0       $265,000
                        $364,800 (10/96)                       1995        $267,660       $     0
Woolworth                   $450,000             4.0%          1994       $1,257,576      $32,303      $1,100,000
                                                               1995       $1,109,294      $26,372
Bounoutos                   $222,000             6.0%          1994        $217,965       $   838       $237,000
                                                               1995        $236,853       $ 1,971
Holiday Hair                $262,500             6.0%          1994        $200,527       $     0       $200,000
                                                               1995        $181.832       $     0
Sally Beauty                $450,000             4.0%          1994        $557,582       $     0       $580,000
                                                               1995        $581,356       $ 6,912
TCBY                        $270,750             8.0%          1994        $232,108       $     0       $100,000
                                                               1995        $ 68,922       $     0
Fire & Shine                $282,857             7.0%          1994        $147,434       $     0       $147,000
                                                               1995        $147,181       $     0
AMC Theater                 $300,000            10.0%          1994        $635,069       $33,507       $740,000
                                                               1995        $740,295       $28,413
Mandarin                    $612,875             7.0%          1994        $135,228       $     0       $137,000
                                                               1995        $137,858       $     0
Long John Silver            $432,000             5.0%          1994       $1,018,965         NA        $1,000,000
                                                               1995       $1,022,040      $32,454
Golden Bagel                $200,000             6.0%          1994         $12,732       $     0       $150,000
                                                               1995        $162,371       $     0
Pizza Hut                   $400,000             6.0%          1994        $318,629       $ 3,770       $700,000
                                                               1995        $620,845       $26,462
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
=====================================================================================================================

Given the aforementioned sales histories, we have projected the gross sales for each tenant as illustrated in the right column of the table. We have also projected that the gross sales figures will grow by 3.0% per annum over the course of the cash flow projection.

POTENTIAL GROSS INCOME


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


The potential gross income for the subject property is summarized as follows.

          =====================================================
              STABILIZED POTENTIAL GROSS INCOME (FY 1997)
          -----------------------------------------------------
                                                    Totals
          -----------------------------------------------------
          Total Minimum Rent                     $1,177,171

          Expense Reimbursement

            - Common Area Maintenance Recovery   $ 106,971
               (Including Insurance Recovery)
            - Real Estate Tax Recovery           $ 125,736

            - Percentage Rent                    $ 141,343

          Potential Gross Income                 $1,551,221
          -----------------------------------------------------
          Source: CB Commercial Real Estate Group, Inc.
          =====================================================

VACANCY AND COLLECTION LOSS

This is an allowance for reductions in potential income attributable to vacancies, tenant turnover, and non-payment of effective rent. In the direct capitalization process, a market-derived, stabilized vacancy and collection loss estimate is subtracted from potential gross income in order to arrive at effective gross income. The subject property is currently 100% leased. Furthermore, the subject's competitive market exhibits a vacancy level of approximately 4.0%. Due to the long-term leases at the subject property, the average vacancy rate over the projected holding period, which is attributed to downtime between leases, approximates a minimal 1.0%. In addition to vacancy, we estimated a blended credit loss factor of 2.0% which takes into account both national and local tenants at the subject center. Therefore, the combined long-term vacancy and credit loss factor for the subject property amounts to approximately 3.0%. In the first year of our discounted cash flow analysis, the combined credit loss amounts to $46,536

EFFECTIVE GROSS INCOME

Given our estimate of potential gross income, other income, and a vacancy and collection loss, the estimated effective gross income is derived as follows:

           ===========================================================
                        EFFECTIVE GROSS INCOME (FY 1997)
           -----------------------------------------------------------
           Potential Gross Income:                   $1,551,221
           Less:  Collection Loss                     $ 46,536

           Effective Gross Income:                   $1,504,685
           ===========================================================

Our estimate of effective gross income used in direct capitalization is $1,504,685. This figure is the same as the EGI in the first year of our cash flow in the discounted cash flow method.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


OPERATING EXPENSE ANALYSIS

In projecting the revenues and expenses for the subject property, we have analyzed the historical figures for fiscal years 1993 through 1995 as well as management's forecast of revenues and expenses for fiscal year 1996. In addition, we have utilized the Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers publication to assist in our analysis. We have considered the category " Regions 1, 2 & 3 (East): Open Shopping Centers" as the most representative of the subject property. A summary of the average expenses taken from this publication increased at an inflationary rate to reflect our fiscal year 1997 analysis are presented as follows:

                    ======================================
                         COMPARABLE EXPENSE ANALYSIS
                    --------------------------------------
                        Expense Category        P.S.F.
                    --------------------------------------
                      General &                 $ 0.08
                      Administrative
                      Repairs & Maintenance     $ 0.36
                      Services                  $ 0.46
                      Utilities                 $ 0.18
                                                ------
                            Total CAM           $ 1.08
                      Real Estate Taxes         $ 1.26
                      Insurance                 $ 0.15
                      Management Fees           $ 0.41
                    Total Operating Expenses    $ 2.90
                    --------------------------------------
                    Source: Institute of Real Estate
                    Management's 1995 Income/Expense
                    Analysis: Shopping Centers
                    ======================================

Our estimate of the subject's stabilized expenses are detailed as follows.

Common Area Maintenance

The subject's historical and projected common area maintenance (CAM) expenses are as follows:

               ========================================
                   COMMON AREA MAINTENANCE EXPENSE
               ----------------------------------------
                       Year           Total $ Amount
               ----------------------------------------
                       1993                    NA
                       1994              $104,258
                       1995              $ 97,249
                    1996 Budget          $ 99,748
               ----------------------------------------
                CB 1996 Projection       $105,000
               Source: Mark Centers Trust
               ========================================


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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


Common area maintenance (CAM) charges generally includes various items such as general and administrative expenses, repair and maintenance expenses, utilities, and general services such as cleaning, landscaping, security, and common area insurance expenses. We project the total CAM expense in 1996, before management fees, at $105,000 or $0.80/SF. This is somewhat lower than the average CAM expenses for the properties surveyed by IREM of $1.23/SF for open shopping centers in the east. However, the subject's historical expenses have ranged from $0.74/SF to $0.79/SF. Given the subject's historical CAM expense structure coupled with its effective age, occupancy and the services provided, the subject's projected CAM figure is considered reasonable.

Property Taxes

Historical and budgeted property tax expenses are as follows:

                 =======================================
                          PROPERTY TAX EXPENSE
                 ---------------------------------------
                         Year           Total $ Amount
                 ---------------------------------------
                         1993                 NA
                         1994              $110,116
                         1995              $140,734
                      1996 Budget          $132,000
                 ---------------------------------------
                   Year 1 Pro Forma        $162,298
                 Source: Mark Centers Trust
                 =======================================

As discussed fully within the tax and assessment data section of the report, estimated taxes for fiscal year 1997 are projected to be $162,298.

Insurance

Historical and budgeted insurance expenses are as follows:

                =======================================
                          INSURANCE EXPENSE
                ---------------------------------------
                        Year           Total $ Amount
                ---------------------------------------
                        1993                 NA
                        1994              $20,420
                        1995              $33,880
                     1996 Budget          $12,084
                 CB 1996 Projection       $13,000
                ---------------------------------------
                Source: Mark Centers Trust
                =======================================

Insurance at the subject property includes both liability insurance and fire insurance. This expense has decreased from 1994 to 1996 to a level of $0.09/SF. We have placed primary


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


emphasis on the subject's historical and 1996 budgeted insurance expenses and have estimated the insurance expense at $13,000, or $0.10/SF.

Professional Management Fee

In order to maintain the control of the property and subsequently ensure the stream of income that it generates, it is necessary to employ either internal or outside management. In the case of the subject property, the property is managed internally and no management expense has been reflected in historical statements. Typical professional management fees in the local market range from 1.0% to 5.0% of effective gross income. Based upon the size and nature of the subject improvements, we have applied a management expense of 2.0% of effective gross income. Because management is calculated based on a percentage of effective gross income, this expense will vary each year because of fluctuations in the income stream. In the first year of our analysis, this expense equates to $30,094 or $0.23/SF.

Replacement Reserves

This expense typically represents a reserve for future replacement of long-lived items. The amount of reserve and whether it is included or not in the direct capitalization and DCF analyses depends on the actions reflected by buyers and sellers in the local market. Based on the available comparable data and discussions with brokers and investors, replacement reserves generally range from $0.10/SF to $0.20/SF for retail properties of similar quality and condition as the subject. Given the subject's average condition, we have estimated this expense at $0.10/SF or $13,148 in 1996 increasing at our projected annual expense growth rate of 3.0%. Based on discussions with local market participants, replacement reserves are typically subtracted in calculating NOI when determining the cash flow in the DCF analysis.

Total Concluded Operating Expenses

The concluded stabilized operating expenses for the subject total an estimated $327,045, or $2.49 per rentable square foot. This total expense estimate is for the first year of our proforma and incorporates fiscal year conversions not reflected in the previous 1996 calendar year estimates. The expense is slightly lower than the average indicated by IREM ($2.90/SF) but judged reasonable given the historical and budgeted operations of the subject.

CAPITALIZATION RATE

There are several methods for deriving an overall capitalization rate for direct capitalization. A common method for establishing an overall capitalization rate for properties similar to the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists. While derivation of capitalization rates from comparable sales is preferable, we were unable to obtain adequate income and expense data to employ this method from the sales used within the Sales


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


Comparison Approach. Therefore, the investor survey method is used as the primary approach in deriving our overall capitalization rate. The subject property is a retail shopping center that would be attractive to either a local or a national investor. The category in the published investor survey most comparable to the subject is class B neighborhood shopping center. The investors typically interviewed for the survey are regional or national investors associated with pension funds, REIT's, insurance companies, financial institutions, etc. The information below is taken from CB Commercial most recent National Investor Survey (first quarter 1996).

    ========================================================================
                         SUMMARY OF INVESTOR SURVEY
                        OVERALL CAPITALIZATION RATES
                  NEIGHBORHOOD SHOPPING CENTERS - CLASS B
    ------------------------------------------------------------------------
           Investor Survey         R(o) Range   Average  Date of Survey
    ------------------------------------------------------------------------
    CB Commercial National         9.0% - 11.5%  10.3%   First Quarter, 1996
    Investor Survey
    ------------------------------------------------------------------------
    Compiled by: CB Commercial Real Estate Group, Inc.
    ========================================================================

The previous survey indicates an overall range of 9.0% to 11.5% for neighborhood shopping centers with an average of approximately 10.3%. The capitalization rate reflects the quality and duration of the income stream as well as the physical characteristics of the property. The tenant mix at the subject center is considered to be good for the area with a mixture of national, regional, and local tenants. The largest tenant at the subject is Woolworth, is a regional tenant. The Woolworth lease expires 1998. There are no options remaining. CVS, is also a regional tenant. CVS's lease expires in 2005 with one, five-year option. Lease expiration is fairly even throughout the holding period which reduces risk. The center is currently 99% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional neighborhood center of average quality and in average overall condition. In addition, the subject is situated in a good retail location with moderate volumes of traffic.

Based upon this survey and the factors discussed above, an 10.5% overall capitalization rate (towards the middle of the range) appears to be appropriate for the subject property.

Direct Capitalization Summary

A summary of the direct capitalization method as applied to the subject property is illustrated in the following table:


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


           ===============================================================
                              25TH STREET SHOPPING CENTER
                             DIRECT CAPITALIZATION SUMMARY
           ---------------------------------------------------------------
                  Category                        Total          P.S.F.
           ---------------------------------------------------------------
           Income
             Total Market Rent                $  1,177,171    $    8.95
             Recovery Income                       232,707         1.78

             Gross Rental Income              $  1,409,878    $   10.72
               Less: Vacancy and Credit Loss       (46,536)       (0.36)
               Plus: Other Income                        0         0.00
               Plus: Percentage Rents         $    141,343         1.08
             Effective Gross Income           $  1,504,685    $    6.65

           Expenses
             Common Area Maintenance (CAM)        (106,313)       (0.81)
             Real Estate Taxes                    (164,327)       (1.25)
             Insurance                             (13,163)       (0.10)
             Management Fees                       (30,094)       (0.22)
             Replacement Reserves                  (13,148)       (0.10)
             Total Expenses                   $   (327,045)   $   (2.49)
               OER                                      22%

           Net Operating Income               $  1,177,640    $    8.96
             CAPITALIZATION OF NOI:
             @10.5%                           $ 11,215,619    $   85.30

           Reconciled Value                   $ 11,200,000    $   85.19

           ---------------------------------------------------------------
           Compiled by: CB Commercial Real Estate Group, Inc.
           ===============================================================

The concluded market value of the subject property, based on the direct capitalization method, is $11,200,000.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


DISCOUNTED CASH FLOW ANALYSIS

Our DCF assumptions are summarized as follows. Most of the following assumptions have been discussed and supported within prior sections of the report. A discussion of the discount rate, terminal capitalization rate and holding period follow the assumptions summarized below.

===============================================================================
                 SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS
                         25TH STREET SHOPPING CENTER
--------------------------------------------------------------------------------
  General Assumptions
    Start Date                        June 1, 1996
    Terms of Analysis                   10 years
    Basis (Calendar / Fiscal)            Fiscal
    Software                         Project + Plus
  Growth Rate Assumptions
    Expenses                              3.0%
    Market Rent                           3.0%
    Real Estate Taxes                     3.0%
    Inflation (CPI)                       3.0%
  Market Rent Assumptions
    Anchor                            $ 8.50 (NNN)
    Satellite                    $16.00 (700 - 1,500 sf)
                                $13.00 (1,501 - 3,000 sf)
                                $11.00 (3,001 - 6,000 sf)
     Pad Site                          $35,000/yr

  Leasing Assumptions
    Lease Term                          5 Years
    Renewal Probability                   50%
    Weighted Average of:
     Tenant Improvements                 $0.00
     Months of Free Rent                   0
     Leasing Commissions                  4.5%
     (Cashed-Out)
     Down Time Between Leases           6 Months
  Tenant Assumptions

                                Existing tenant leases were entered at contract rent and terms. Speculative renewals assume tenants will pay base rent plus their pro rata share of CAM, real estate taxes and insurance. Contractual recoveries were input into the model per their respective leases.

  Miscellaneous Assumptions
    Credit Loss                           3.0%
    Avg. Occupancy Over                   99%
    Projection Period
    Structural Maintenance/              $ 0.10
    Reserves ($/SF)

  Financial Assumptions
    Discount Rate (IRR)                  12.50%
    Terminal Overall                     11.00%
    Capitalization Rate (R(o))
    Costs of Sale                        2.00%
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
===============================================================================


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


DISCOUNT RATE ANALYSIS

A discount rate is a rate of return on capital utilized to capitalize future payments or receipts to present value. It is based on the time value of money concept. For appraisal purposes, the rate used to convert income to property value should represent the annual rate of return necessary to attract investment capital. The rate is influenced by many considerations, including the degree of apparent risk, market attitudes with respect to future inflation, the prospective rates of return for alternative investment opportunities, supply of and demand for mortgage funds, and the availability of tax shelters. Because rates of return used in income capitalization represent prospective rates, as distinguished from historical rates, special consideration is given to market perceptions of risk and changes in purchasing power.

Although it is not possible to prove conclusively the suitability of a particular rate of return on the basis of market evidence, the chosen rate should be consistent with the available evidence. Rate selection requires judgment and knowledge concerning prevailing market attitudes and economic indicators. Both the discount rate and the reversionary capitalization rate must reflect the relative risk perceived by investors for the specific market being studied. Generalities must be avoided. To determine such rates, we have used surveys of real estate investors analyzed and adjusted for comparative returns found in the capital markets.

National investor surveys include data on investors operating regionally and nationally, such as representatives of insurance companies, commercial banks, pension funds, investment banking firms, syndication firms, and investment advisory firms. Such companies invest in all types of properties, including office buildings, retail shopping centers, hotels, apartment complexes, and industrial facilities. These surveys are valuable for determining general parameters but must be honed to the local market.

Based on surveys from CB Commercial Real Estate Group Inc. for the first quarter 1996, investment criteria for numerous market participants including investors that would be in competition for acquiring a property such as the subject are illustrated below.


--------------------------------------------------------------------------------

===============================================================================
                 FIRST QUARTER 1996 NATIONAL INVESTOR SURVEY
                    CLASS B NEIGHBORHOOD SHOPPING CENTERS
===============================================================================
 TYPE OF FIRM     OVERALL CAP. RATES      GENERAL     DISCOUNT    REAL RATE
                                         INFLATION      RATE      OF RETURN
                ---------------------
                GOING-IN     TERMINAL                  (IRR)        (RRR)
===============================================================================
Range:           9-11.5        10-12        2-4       12-14.5       9.5-11
Average           10.3         10.8         3.1         13.1         10.1
===============================================================================
Change from        -20          +10         -40         +50          +190
 3rd Qtr Survey
===============================================================================
Source:  CB Commercial Real Estate Group Inc. - 1st Quarter 1996

We have surveyed national real estate investors for their investment criteria when purchasing real estate such as the subject. Investor expectations for inflation range from 2% to 4%, with an average of 3.1%. We have selected an inflation rate for our analysis of 3.0%. The discount rate reflects the quality and duration of the income stream as well as the physical and locational characteristics of the property. As discussed within the overall rate section, the tenant mix at the subject center is considered to be good for the area with mostly regional tenants. Moreover, lease expiration is fairly even throughout the holding period which reduces risk. The center is currently 100% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional neighborhood center of average quality and in average overall condition. In addition, the subject is situated in an average retail location with relatively low volumes of traffic.

In general, the discount rate (IRR) is comprised on a safe rate (usually Treasuries) and a risk premium. The risk premium is difficult to quantify but with sound logic a reasonable rate can be ascertained. The chart presented below graphically depicts real estates position within the risk/reward graph.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    INVESTOR RISK VERSUS RETURN REQUIREMENTS

Anticipated Return

                                                                _  Real Estate

                                                   _  Common Stocks

                                        _  Corporate
                                        Bonds

                         _  Mortgage Backed
                         Securities

           _  Municipal Bonds

  _ T - Bills

                                                                Riskless Rate
--------------------------------------------------------------------------------
Perceived Level of Risk

US Treasury notes and bonds are considered risk free since they are backed by the United States government. Their rates only fluctuate with perceived inflation. The use of this, or any short term investment including the prime rate or LIBOR is meaningless when compared to an investment with a 10-year holding period. Accordingly, as a starting point, we only considered risk free or nearly risk free investments with a maturity of 10 years. These include Treasuries, corporate bonds and municipal bonds. Adjusted for daily fluctuations, these debt offerings are yielding 5.59% to 8.25%. Mortgaged backed securities generally tend to fall above these instruments. The next layer of risk would include debt rated as low as BBB. These notes are yielding as much as 10%. Long-term mortgages are also yielding over 10% considering the mortgage constant on a note priced at 250 to 300 basis points over comparable Treasuries. Riskier investments such as junk bonds vary widely from 12% to 22% on an unleveraged basis. Real estate, as indicated on the chart above falls between common stock (10%) and junk bonds (16%). To eliminate the burden of illiquidity, REIT's and similar investments are being created. They represent a quasi-real estate opportunity. REIT's are currently providing dividends ranging from 6% to 8% but offer potential yields of 15% to 20%

Various financial instruments are yielding between 5.59% and 8.25% depending upon the type of investment as indicated on the chart below based on data obtained from the Federal Reserve


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


Statistical Release for the week ending May 17, 1996. It should be noted that over the past year we have witnessed an increase in the interest rate of all of the following instruments.

         ==============================================================
         INSTRUMENT                                        RATE
         --------------------------------------------------------------
         Prime Rate                                        8.25%
         --------------------------------------------------------------
         Municipal Bonds                                   5.96%
         --------------------------------------------------------------
         Short-Term Treasury Securities (1 year)           5.59%
         --------------------------------------------------------------
         Long Term Treasury Securities (10 years)          6.68%
         --------------------------------------------------------------
         Corporate Aaa Bonds (10+ years)                   7.57%
         --------------------------------------------------------------
         Corporate Baa Bonds (10 + years)                  8.25%
         ==============================================================

The risk premium is the rate added to Treasuries to account for illiquidity, the capital markets and the economy. Whether the risk premium decreases in the near term is dependent solely on inflation, the growth of the economy and capital markets. During 1995, the Federal Reserve decreased interest rates in order to stimulate a sluggish economy. The low rates have continued during the early portion of 1996, however, have recently begun to ascend. Over the longer term, as the existing supply of space is absorbed, the risk premium will decrease.

Based on the above, we feel that the current required rate of return (IRR) for the subject would fall slightly below the middle of the range at 12.5%. This reflects the quality, quantity and cash flow risk associated with the subject property. As such, we have utilized a discount rate of 12.5% in our analysis.

TERMINAL RATE

To estimate the appropriate terminal capitalization rate, we have considered the rates reflected in the investment criteria outlined above for both going-in and terminal capitalization. Typically, under stable market conditions, the terminal capitalization rate will be greater than the going-in rate to reflect the risk associated with the holding period. Typically 50 to 100 basis points are added on to the going-in cap rate under stable market conditions to account for the additional risk. Furthermore, our national investor survey also indicated an average terminal capitalization 50 basis points greater than the going-in rate.

It is evident by historical and current performance of the center and it is our opinion that the subject property will encounter average-to-good market acceptance in the future. It is our opinion that a terminal capitalization rate of 11.0% is the most appropriate for the subject property.

A 2% deduction for costs of sale has been utilized to reflect the net reversionary value.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


HOLDING PERIOD

To apply the discounted cash flow analysis, an estimate must be made of the appraised property's holding period based on typical investors' motives in the local market. Historical investment holding periods of similar shopping centers typically have ranged from 10 to 15 years. A 10- to 15- year holding period was analyzed to test the property's sensitivity to roll-overs. A 10-year holding period was selected.

Our discounted cash flow analysis is presented on the following page.


--------------------------------------------------------------------------------

                ------------------------------------                                            ------------------------------------
                Building Size                131,477            25TH ST. EASTON, PA             Reconciled Value             $11,860
                Cost of Sales                2.000%              Cash Flow Report               Value per SF                 $ 90.21
                Hold Period (Years)          10                                                % Residual of Recon. V         37.5%
                Reduce Residual by Cap EX    Yes                                                Direct Cap Rate               10.50%
                Residual Discount Rate       12.50%                                             Direct Cap Value             $11,341
                ------------------------------------                                            ------------------------------------

Compounded Ann.
                                            ----------------------------------------------------------------------------------------
    Avg. Growth                                  1997       1998       1999       2000       2001       2002       2003        2004
                                            ----------------------------------------------------------------------------------------
     3.07%      BASE RENT                   1,177,171  1,213,679  1,338,084  1,324,628  1,385,530  1,381,618  1,420,635   1,503,032
     N/A         Free Rent                          0          0          0          0          0          0          0           0
     5.26%       Expense Recoveries           232,707    253,648    299,265    309,310    334,938    329,650    337,547     351,132
    -0.42%       Percentage Rent              141,343    151,666    136,018    145,831    150,092    118,016    130,652     130,863
----------                                  ----------------------------------------------------------------------------------------
     3.15%      GROSS INCOME                1,551,221  1,618,993  1,773,367  1,779,769  1,870,560  1,829,284  1,888,834   1,985,027
     3.15%       Credit/Vacancy Loss          (46,536)   (48,570)   (53,201)   (53,393)   (56,117)   (54,878)   (56,665)    (59,551)
     N/A         Miscellaneous Incomes              0          0          0          0          0          0          0           0
----------                                  ----------------------------------------------------------------------------------------
     3.15%      EFFECTIVE GROSS INCOME      1,504,685  1,570,423  1,720,166  1,726,376  1,814,443  1,774,406  1,832,169   1,925,476
----------
     3.01%      TOTAL EXPENSES                313,897    323,724    335,488    344,645    355,711    364,492    375,518     387,549
----------                                  ----------------------------------------------------------------------------------------
     3.19%      NET OPERATING INCOME        1,190,788  1,246,699  1,384,678  1,381,731  1,458,732  1,409,914  1,456,651   1,537,927
     N/A         Commissions                    8,969     42,894     14,995     20,414     18,995     63,469     23,470      75,749
     N/A         Tenant Improvements                0          0          0          0          0          0          0           0
     N/A         Capital Additions             13,148     13,542     13,949     14,367     14,798     15,242     15,699      16,170
----------                                  ----------------------------------------------------------------------------------------
     N/A        TOTAL DEDUCTIONS               22,117     56,436     28,944     34,781     33,793     78,711     39,169      91,919
----------                                  ----------------------------------------------------------------------------------------
     2.86%      CASH FLOW                   1,168,671  1,190,263  1,355,734  1,346,950  1,424,939  1,331,203  1,417,482   1,446,008
----------
                TOTAL CASH FLOW             1,168,671  1,190,263  1,355,734  1,346,950  1,424,939  1,331,203  1,417,482   1,446,008
                                            ----------------------------------------------------------------------------------------
                 Debt Service                     N/A        N/A        N/A        N/A        N/A        N/A        N/A         N/A
                                            ----------------------------------------------------------------------------------------
                CASH FLOW AFTER DEBT        1,168,671  1,190,263  1,355,734  1,346,950  1,424,939  1,331,203  1,417,482   1,446,008
                                            ----------------------------------------------------------------------------------------
                CUMULATIVE SURPLUS                N/A        N/A        N/A        N/A        N/A        N/A        N/A         N/A
                                            ========================================================================================

                --------------------------------------------------------------------------------------------------------------------
                Implied Overall Rate            10.04%     10.51%     11.67%     11.65%     12.30%     11.89%     12.28%      12.97%
                Cash on Cash Return              9.85%     10.04%     11.43%     11.36%     12.01%     11.22%     11.95%      12.19%
                ====================================================================================================================

                                                  ---------------------------------------------
                [GRAPHIC OMITTED]                                   Sale/Yield Matrix (000's)
                                                                        Terminal Cap Rate
                                                               --------------------------------
                                                  Disc Rate    10.75%   11.00%  11.25%   11.50%
                                                  ---------------------------------------------
                                                    12.00%     12,332   12,223  12,119  12,020
                                                    12.25%     12,146   12,040  11,938  11,841
                                                    12.50%     11,964   11,860  11,761  11,666
                                                    12.75%     11,786   11,685  11,587  11,494
                                                    13.00%     11,612   11,513  11,417  11,327
                                                    13.25%     11,441   11,344  11,251  11,162
                                                  ---------------------------------------------

                                                  =============================================

                            ----------------------------------
                                 2005        2006        2007
                            ----------------------------------
BASE RENT                   1,543,019   1,572,373   1,592,287
 Free Rent                          0           0           0
 Expense Recoveries           367,234     375,110     388,367
 Percentage Rent              139,717     148,078     135,514
                            ----------------------------------
GROSS INCOME                2,049,970   2,095,561   2,116,168
 Credit/Vacancy Loss          (61,499)    (62,867)    (63,485)
 Miscellaneous Incomes              0           0           0
                            ----------------------------------
EFFECTIVE GROSS INCOME      1,988,471   2,032,694   2,052,683

TOTAL EXPENSES                399,280     410,951     422,459
                            ----------------------------------
NET OPERATING INCOME        1,589,191   1,621,743   1,630,224
 Commissions                   34,965      60,643      63,789
 Tenant Improvements                0           0           0
 Capital Additions             16,655      17,155      17,670
                            ----------------------------------
TOTAL DEDUCTIONS               51,620      77,798      81,459
                            ----------------------------------
CASH FLOW                   1,537,571   1,543,945   1,548,765

TOTAL CASH FLOW             1,537,571   1,543,945   1,548,765
                            ----------------------------------
 Debt Service                     N/A         N/A         N/A
                            ----------------------------------
CASH FLOW AFTER DEBT        1,537,571   1,543,945   1,548,765
                            ----------------------------------
CUMULATIVE SURPLUS                N/A         N/A         N/A
                            ==================================

--------------------------------------------------------------
Implied Overall Rate            13.40%      13.67%      13.75%
Cash on Cash Return             12.96%      13.02%      13.06%
==============================================================



================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


DISCOUNTED CASH FLOW CONCLUSION

We used "PRO-JECT +plus" computer software to create a cash flow model for a long term hold. Reference is made to the "Annual Cash Flow Report", generated by the Pro-ject software, on the previous page which provides a summary of cash flow from all sources. We utilized a 10-year holding period and have discounted the cash flow on a fiscal year basis from 1997 to 2006. The cash flow incorporates the terms of existing leases during the analysis period and our assumptions regarding the lease-up of vacant space. It also calculates renewal rentals when leases expire based on current market rent escalated at a growth factor. In addition, a forecast was made for 15 years to check for any irregularities in the income stream which may artificially affect the reversionary sale price. It should be noted that based on our analysis of the extended holding period indicated that there was no irregularities. We capitalized the 11th year net operating income to determine the reversionary value at the end of year 10.

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The preceding analysis indicates the following conclusions:

                    ========================================
                     INCOME CAPITALIZATION APPROACH VALUES
                    ----------------------------------------
                    Method                      Indicated
                                                  Value
                    ----------------------------------------
                    Direct Capitalization      $11,200,000
                    Discounted Cash Flow       $11,900,000
                    ----------------------------------------
                    Source: CB Commercial Real Estate
                    ========================================

Greater emphasis is placed on the DCF analysis because it is the method likely to be used by a typical investor. As a result, based on the Income Capitalization Approach, CB Commercial concludes a value estimate for the subject property of $11,900,000. This equates to $90.51 per rentable square foot.


--------------------------------------------------------------------------------

                                   CONCLUSION

================================================================================
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------


                             RECONCILIATION OF VALUE

CB Commercial was instructed to estimate the market value of the leased fee interest in the subject property. The value conclusions for each applicable approach are summarized below.

              ====================================================
                         SUMMARY OF VALUE CONCLUSIONS
              ----------------------------------------------------
              Cost Approach                       N/A
              Sales Comparison                $11,800,000
              Approach
              Income Capitalization           $11,900,000
              Approach
              ----------------------------------------------------
              Source: CB Commercial Real Estate Group, Inc.
              ====================================================

The Income Capitalization Approach is considered the most persuasive method for valuing the subject property. This approach is predicated on the principle of anticipated economic benefits and, therefore, best reflects the investment characteristics of the subject. Properties such as the subject are typically purchased by investors; thus, this approach must closely parallels the anticipated analysis that would be employed by the most typical purchaser. Since the subject property has a number of existing leases with a variety of terms, the DCF technique best models the future cash flow stream to a prospective buyer.

The Sales Comparison Approach is predicated on the principle that an investor would pay no more for an existing property than for a comparable property with similar utility. This approach is contingent on the reliability and comparability of available data. The data developed was considered sufficiently reliable to reach a value conclusion by the Sales Comparison Approach. However, due to the lack of truly comparables sales in recent years, this method is given secondary consideration in the reconciliation.

The Cost Approach is predicated on the principle that an investor would pay no more for an existing property than it would cost to acquire land and construct a building with similar utility. Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Furthermore, due to the age of the subject and current market conditions, accrued depreciation would be substantial and difficult to estimate. An investor would not use the Cost Approach due to the imprecise nature of estimating the accrued physical, functional, or external depreciation affecting the improvements. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.


--------------------------------------------------------------------------------

================================================================================
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------


The final value conclusion and the approaches relied upon give strong consideration to the market behavior of the typical buyer and current market environment for the property appraised.

Based on the foregoing analysis, it is concluded that the market value of the leased fee interest in the subject property, subject to the assumptions and limiting conditions, as of June 1, 1996, is:

                  ELEVEN MILLION NINE HUNDRED THOUSAND DOLLARS
                                  ($11,900,000)

This value is subject to all of the assumptions and limiting conditions stated throughout the report, including specific assumptions and limiting conditions.


--------------------------------------------------------------------------------

================================================================================
                                           ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------


                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to total that would adversely affect marketability or value. CB Commercial is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Commercial, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. It is assumed that improvements have been constructed or will be constructed according to approved architectural plans and specifications and in conformance with recommendations contained in or based upon any soils report(s).

      Unless otherwise specifically noted in the body of this report, it is assumed: that any existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are, or will be upon completion, in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that it or they will withstand any known elements such as windstorm, hurricane, tornado, flooding, earthquake, or similar natural occurrences; and, that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Commercial professionals are not engineers and are not competent to judge matters of an engineering nature. CB Commercial has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Commercial by ownership or management; CB Commercial inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Commercial was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Commercial reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Commercial has no knowledge of the existence of such materials on or in the property. CB Commercial, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

      We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Commercial. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.


--------------------------------------------------------------------------------

================================================================================
                                           ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------


5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Commercial has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Commercial reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Commercial of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Commercial will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CB Commercial assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CB Commercial is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Commercial does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Commercial.

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Commercial to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Unless otherwise noted in this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CB Commercial nor may this report or copies hereof be transmitted to third parties without said consent, which consent CB Commercial reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or


--------------------------------------------------------------------------------

================================================================================
                                           ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------


      its contents shall not be published, in whole or in part, in any public document without the express written consent of CB Commercial which consent CB Commercial reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Commercial shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area have been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Commercial unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Commercial assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Commercial assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CB Commercial assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Not withstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Commercial has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Commercial has no specific information relating to this issue, nor is CB Commercial qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.


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================================================================================
                                           ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------


24. For our analysis, we have relied on the information provided by the detailed rent roll and information provided by the subject leasing agent. We have assumed all information is correct. Furthermore, we have assumed all leases out for signature will be returned signed, and executed as of the date indicated to us by the leasing agent. We reserve the right to amend this appraisal should any of this information be later found to be incorrect.


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                                     ADDENDA

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                                                                         ADDENDA
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                                     ADDENDA


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================================================================================
                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------


                                   ADDENDUM A

                                GLOSSARY OF TERMS

assessed value Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

cash equivalency The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract, coupon, face, or nominal rent The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

coupon rent
  See Contract, Coupon, Face, or Nominal Rent

effective rent 1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ++ 2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

face rent
  See Contract, Coupon, Face, or Nominal Rent

fee simple estate Absolute ownership unen-cumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. ++

floor area ratio (FAR) The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. ++

full service lease A lease in which rent covers all operating expenses.
  Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

gross building area (GBA) The sum of all areas at each floor as measured to the exterior walls.

insurable value Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

investment value Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they


--------------------------------------------------------------------------------

================================================================================
                                                               GLOSSARY OF TERMS
--------------------------------------------------------------------------------


  may be established by an expert on real estate and its value, that is, an appraiser. +

leased fee
  See leased fee estate

leased fee estate An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.++

leasehold
  See leasehold estate

leasehold estate The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.++

load factor The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

market value "as if complete" on the appraisal date Market value as if complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

market value "as is" on the appraisal date Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

market value Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.***

marketing period The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. ++

net lease Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA) 1) The area on which rent is computed. 2) The Rentable
  Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor.*

nominal rent
  See Contract, Coupon, Face, or Nominal Rent

prospective future value "upon completion of construction" Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value estimate at this stage is stated in current dollars unless otherwise indicated.



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================================================================================
                                                               GLOSSARY OF TERMS
--------------------------------------------------------------------------------


prospective future value "upon reaching stabilized occupancy" Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value estimate at this stage is stated in current dollars unless otherwise indicated.

reasonable exposure time The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market. **

rent
  see
  full service lease
  net lease
  contract, coupon, face, or nominal rent
  effective rent

shell space Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

Usable Area 1) The area actually used by individual tenants. 2) The Usable Area of an office is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

use value Use value is a concept based on the productivity of an economic good.
  Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale. +

value appraised During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time. See also market value "as is" on the appraisal date

market value "as if complete" on the appraisal date

prospective future value "upon completion of construction"

prospective future value "upon reaching stabilized occupancy"

----------

+ The Appraisal of Real Estate, Tenth Edition, Appraisal Institute, 1992.


++ The Dictionary of Real Estate Appraisal, Third Edition, 1993.


*** The office of the Comptroller of the Currency, 12 CFR Part 34, Subpart C, |_|34.42(f), August 24, 1966. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

* 1966 BOMA Experience Exchange Report, Income/Expense Analysis for Office Buildings (Building Owners and Managers Association, 1966)

** Statement on Appraisal Standard No. 6, Appraisal Standards Board of The Appraisal Foundation, September 19, 1992.

================================================================================
                                                    ADDENDUM B LEGAL DESCRIPTION
--------------------------------------------------------------------------------


                                   ADDENDUM B
                                LEGAL DESCRIPTION


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                                   SCHEDULE A

            DESCRIPTION FOR LOT NUMBER 1: 25TH STREET SHOPPING CENTRE
                                MINOR SUBDIVISON

All that certain parcel of land situate in Palmer Township, Northampton County, Pennsylvania, and being more particularly bounded and described as follows, to wit:

Beginning at a point in the eastern right of way line of S.R. 248 and being the southern line of the Lawnherst Subdivision,

thence 1) easterly along the southern line of said Lawnherst Subdivision, north 49 degrees, 52 minutes, 00 seconds east 124.00 feet to a point;

thence 2) northerly along the same, north 40 degrees 08 minutes, OO seconds west
120.00 feet to a point;

thence 3) easterly still along the same, north 49 degrees 52 minutes 0O seconds east 140.00 feet to a point in the western. right of way line of Woodlawn Avenue,

thence 4) southerly along the western right of way line of said Woodlawn Avenue, south 40 degrees 08 minutes 00 seconds east 120.00 feet to a point in the southern end of Woodlawn Avenue,

thence 5) easterly along the southern end of Woodlawn Avenue, north 49 degrees 52 minutes 00 seconds east 60.00 feet to a point in the eastern right of way line of said Woodlawn Avenue,

thence 6) northerly along the eastern right of way line of said Woodlawn Avenue, north 40 degrees 08 minutes 00 seconds West 174.01 feet to a point in the southern line of aforementioned Lawnherst Subdivision, thence 7) easterly along the southern line of said Lawnherst Subdivision, south 88 degrees 50 minutes, 40 seconds east 495.08 feet to a point;

thence 8) northerly along the same, north Ol degrees 09 minutes 20 seconds east
130.00 feet to a point in the southern right of way line of Lawnherst Avenue,

thence 9) easterly along the southern right of way line of said Lawnherst Avenue, south 88 degrees, 50 minutes, 40 seconds east 603.00 feet to a point in line of lot number 2,

thence 10) southerly along lot number 2, south Ol degrees 09 minutes 20 seconds west 193.33 feet to a point,

thence 11) easterly along the same, south 88 degrees 50 minutes 40 seconds east
118.00 feet to a point,

thence 12) southerly still along the same, south Ol degrees, 09 minutes, 20 seconds west 40.00 feet to a point,


                                  VOL 1993-1
                                  PAGE:
                                  004659
thence 13) easterly still along the same, south 88 degrees 50 minutes 40 seconds east 137.17 feet to a point in the northern right of way line of S.R. 0022,

thence 14) southerly along the northern right of way line of S.R. 0022 on a curve to the left, said curve having a radius of 3879.83 feet and an arc length of 100.50 feet to a point,

thence 15) southerly along the same on a curve to the right, said curve having a radius of 905.37 feet and an arc length of 330.18 feet to a point in the northern right of way line of Ramp "D" of S.R. 0022, thence 16) westerly along the northern right of way line of said Ramp "D" of S.R. 0022, south 66 degrees 39 minutes, 00 seconds west 328.89 feet to a point,

thence 17) westerly along the same on a curve to the right, said curve having a radius of 428.37 feet and an arc length of 105.42 feet to a point in line of Ramp "C",

thence 18) southerly along the line of Ramp "C" of S.R. 0022, south 09 degrees 15 minutes 00 seconds east 25.00 feet to a point,

thence 19) westerly along the same, south 80 degrees, 45 minutes 0O seconds west
408.68 feet to a point,

thence 20) westerly still along the same on a curve to the right, said curve having a radius of 200.00 feet and an arc length of 103.24 feet to a point in the eastern right of way line of aforementioned S.R. 248.

thence 21) northerly along the eastern right of way line of said S.R. 248, north 40 degrees 08 minutes 00 seconds west 367.45 feet to a point, the place of beginning.

Being all of lot number 1, 25th Street Shopping Centre Minor Subdivision as recorded at the Northampton County Recorder of Deeds Office in Plan Book 92, Page 126, and subject to easements, covenants, and right of ways as shown on plan and of record, containing 16.1943 acres of land.

PIN: L9 32-1A


                                   VOL: 1993-1
                                   PAGE:
                                   004660

================================================================================
                                            ADDENDUM C IMPROVED COMPARABLE SALES
--------------------------------------------------------------------------------


                                   ADDENDUM C
                            IMPROVED COMPARABLE SALES


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                                                                     RETAIL SALE
================================================================================

Location Data
     Property Name:               15th & Allen Street Shopping Center
     Location:                    1401-1451 Allen Street
     City:                        Allentown
     County:                      Lehigh
     State/Zip:                   Pennsylvania
     Assessor's Parcel No(s):     G9SW3A-14-4
     Atlas Reference:             N/A

Physical Data
     Type:                        Neighborhood
     Land Area:                   4.12 Acres
     Excess Land:                 None
     Gross Leasable Area:
       Anchors:
          Laneco Supermarket      25,000 SF
        Local Tenant GLA:         21,503 SF
        Anchor Tenant GLA:        25,000 SF
        Total GLA:                46,503 SF
        GLA Purchased:            46,503 SF
     Year Built:                  1950
     Parking:                     Adequate
     Condition:                   Average
     Exterior Walls:              Masonry

Sale Data
     Transaction Type:            Sale
     Date of Transaction:         01/96
     Marketing Time:              N/A
     Grantor:                     Carriage Associates L.P.
     Grantee:                     Allenbeth Associates L.P.
     Document No.:                1558/220
     Sale Price:                  $4,242,000
     Financing:                   Market Terms
     Cash Equivalent Price:       $4,242,000
     Required Capital Cost:       $0
     Adjusted Sales Price:        $4,242,000
     Verification:                Public Records

Financial Data
     Assumptions & Forecast:       Buyer
     Occupancy at Sale:            100
     Existing or Pro Forma Income: N/A
                                         TOTAL    P.S.F.
                                       --------    -----
     Potential Gross Income:                N/A     N/A
     Vacancy and Credit Loss:               N/A     N/A
     Effective Gross Income:                N/A     N/A
     Expenses:                              N/A     N/A
     Net Operating Income:             $462,049    $9.94


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
     Buyers Underwriting Criteria:
     Overall Capitalization Rate (OAR):   10.89%
     Projected IRR:                       N/A
     Effective Gross Multiplier (EGIM):   N/A
     Operating Expense Ratio (OER):       N/A%
     Price Per Square Foot:               $91.22

Comments

     The 15th and Allen Street shopping center is a one-story neighborhood retail center located on the corner of 15th and Allen Streets in Downtown Allentown. This property is anchored by a Laneco Supermarket which occupies an estimated 25,000 square feet with the balance of the rentable area, 21,503 square feet allocated to 12 other satellite tenants. This center was built in the 1950's, however, it has undergone significant renovations since that time. Currently, the property is in average condition. At the time of sale, the property was 100% occupied.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
     Property Name:                 Stefko Shopping Center
     Location:                      Stefko Boulevard
     City:                          Bethlehem
     County:                        Northampton
     State/Zip:                     Pennsylvania
     Assessor's Parcel No(s):       N7SW1B-3-1
     Atlas Reference:               N/A

Physical Data
     Type:                          Community
     Land Area:                     10.27 Acres
     Excess Land:                   None
     Gross Leasable Area:
       Anchors:
          Laneco Supermarket        65,000 SF
        Local Tenant GLA:           69,446 SF
        Anchor Tenant GLA:          65,000 SF
        Total GLA:                  134,446 SF
        GLA Purchased:              134,446 SF
     Year Built:                    1965
     Parking:                       Adequate
     Condition:                     Average
     Exterior Walls:                Masonry

Sale Data
     Transaction Type:              Sale
     Date of Transaction:           01/96
     Marketing Time:                N/A
     Grantor:                       Carriage Associates L.P.
     Grantee:                       Allenbeth Associates L.P.
     Document No.:                  1996-1/4082
     Sale Price:                    $5,618,000
     Financing:                     Market Terms
     Cash Equivalent Price:         $5,618,000
     Required Capital Cost:         $0
     Adjusted Sales Price:          $5,618,000
     Verification:                  Public Records

Financial Data
     Assumptions & Forecast:        Buyer
     Occupancy at Sale:             95.2%
     Existing or Pro Forma Income:  N/A
                                         TOTAL     P.S.F.
                                       --------    -----
     Potential Gross Income:                N/A      N/A
     Vacancy and Credit Loss:               N/A      N/A
     Effective Gross Income:                N/A      N/A
     Expenses:                              N/A      N/A
     Net Operating Income:             $617,577     $4.59


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
     Buyers Underwriting Criteria:
     Overall Capitalization Rate (OAR):   10.99%
     Projected IRR:                       N/A
     Effective Gross Multiplier (EGIM):   N/A
     Operating Expense Ratio (OER):       N/A%
     Price Per Square Foot:               $41.79

Comments

     The Stefco shopping center is a one-story community retail center located on Stefco Boulevard in Bethlehem. This property is anchored by a Laneco Supermarket which occupies an estimated 65,000 square feet with the balance of the rentable area, 69,446 square feet allocated to 21 other satellite tenants. This center was built in 1965, however, it has undergone significant renovations in 1988. Currently, the property is in average condition. At the time of sale, the property was 95.2% occupied.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
     Property Name:                 Airport Square Shopping Center
     Location:                      PA Route 309 @ Route 202
     City:                          Montgomery Township
     County:                        Montgomery
     State/Zip:                     Pennsylvania
     Assessor's Parcel No(s):       46-00-00142-00-1
     Atlas Reference:               N/A

Physical Data
     Type:                          Strip Center
     Land Area:                     41.90 Acres
     Excess Land:                   NA
     Gross Leasable Area:
       Anchors:
          K-Mart                    83,153 SF
          Marshall's                32,830 SF
          Best Products             33,523 SF
          Toys 'R Us                37,358 SF
        Local Tenant GLA:           71,602 SF
        Anchor Tenant GLA:          186,864 SF
        Total GLA:                  258,466 SF
        GLA Purchased:              258,466 SF
     Year Built:                    1980
     Parking:                       N/A
     Condition:                     Good
     Exterior Walls:                Cement Block

Sale Data
     Transaction Type:              Sale
     Date of Transaction:           3 /95
     Marketing Time:                N/A
     Grantor:                       Prudential Insurance Co. of America
     Grantee:                       Gateway D.C. Properties, Inc.
     Document No.:                  5109/158
     Sale Price:                    $19,275,000
     Financing:                     Cash to Seller
     Cash Equivalent Price:         N/A
     Required Capital Cost:         $0
     Adjusted Sales Price:          $0
     Verification:                  N/A

Financial Data
     Assumptions & Forecast:        N/A
     Occupancy at Sale:             99
     Existing or Pro Forma Income:  N/A
                                         TOTAL     P.S.F.
                                       --------    ------
     Potential Gross Income:                N/A       N/A
     Vacancy and Credit Loss:               N/A       N/A
     Effective Gross Income:                N/A       N/A
     Expenses:                              N/A       N/A
     Net Operating Income:           $1,798,923     $6.96


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
     Buyers Underwriting Criteria:
     Overall Capitalization Rate (OAR):   N/A%
     Projected IRR:                       9.34%
     Effective Gross Multiplier (EGIM):   N/A
     Operating Expense Ratio (OER):       N/A%
     Price Per Square Foot:               N/A

Comments

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
     Property Name:                 Kenhorst Plaza
     Location:                      N/E/C New Holland Rd. & Philadelphia Ave.
                                      Kenhorst Borough
     City:                          Reading
     County:                        Berks
     State/Zip:                     Pennsylvania
     Assessor's Parcel No(s):       N/A
     Atlas Reference:               N/A

Physical Data
     Type:                          Strip Center
     Land Area:                     19.19 Acres
     Excess Land:                   N/A
     Gross Leasable Area:
       Anchors:
          Redner's Food Mrkt.       44,000 SF
          U.S. Post Office          11,000 SF
        Local Tenant GLA:           N/A
        Anchor Tenant GLA:          55,000 SF
        Total GLA:                  55,000 SF
        GLA Purchased:              136,087 SF
     Year Built:                    1990
     Parking:                       NA
     Condition:                     Good
     Exterior Walls:                Cement Block

Sale Data
     Transaction Type:              Sale
     Date of Transaction:           8/95
     Marketing Time:                N/A
     Grantor:                       Kenhorst Plaza Associates, L.P.
     Grantee:                       First Washington Realty Partnership
     Document No.:                  2674/1606
     Sale Price:                    $11,000,000
     Financing:                     Cash to Seller
     Cash Equivalent Price:         N/A
     Required Capital Cost:         $0
     Adjusted Sales Price:          $0
     Verification:                  N/A

Financial Data
     Assumptions & Forecast:        N/A
     Occupancy at Sale:             94
     Existing or Pro Forma Income:  N/A
                                         TOTAL     P.S.F.
                                    ----------      -----
     Potential Gross Income:               N/A        N/A
     Vacancy and Credit Loss:              N/A        N/A
     Effective Gross Income:               N/A        N/A
     Expenses:                             N/A        N/A
     Net Operating Income:          $1,102,305      $8.10


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
     Buyers Underwriting Criteria:Other
     Overall Capitalization Rate (OAR):   N/A%
     Projected IRR:                       9.40%
     Effective Gross Multiplier (EGIM):   N/A
     Operating Expense Ratio (OER):       N/A%
     Price Per Square Foot:               N/A

Comments


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                   ADDENDUM D RENTAL COMPARABLES
================================================================================


                                   ADDENDUM D
                               RENTAL COMPARABLES


--------------------------------------------------------------------------------

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:               Kingston Plaza
     Location:                    S/S Third Avenue East Of Pierce Street
     City:                        Kingston
     County:                      Luzerne
     State/Zip:                   Pennsylvania
     Assessor's Parcel No(s):     N/A
     Atlas Reference:             N/A

Physical Data
     Type:                        Neighborhood
     Gross Leaseable Area:        64,824 SF
     Year Built:                  1982
     Exterior Walls:              Brick Veneer
     Condition:                   Average
     Anchor Tenant:               Price Chopper
     Parking:                     Adequate

Lease Data
     Occupancy:
      Local:                      100%
      Overall:                    100%
     Typical Size:                2,000 SF
     Term:                        3-5 years
     Base Rent Per Square Foot:   $5.50-$10.50
     Rent Escalations:            Various
     Basis:                       N/A
     Expense Pass-Through:        CAM. Tax, Insur
     Free Rent (months):          Minimal
     Tenant Improvement:          Minimal
     Leasing Agent:               Mark Centers Trust
     Phone No.:                   ( ) -
     Survey Date:                 N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)     Tenant          (PSF)  (PSF)   (Months)  Escalations       (Yrs)
================================================================================
09/95 6,500     The Everything  $5.50   N/A     None     $950 step in ye   1.30
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

   One story shopping center currently 100% leased. The most recent lease includes a term for 1 year and 3 months. Additionally, the tenant has a percentage rent clause of 3.0% over a breakpoint of $1,191,660. Construction quality is average and typical of other retail centers in the area.


                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:              Mark Plaza
     Location:                   N/S Route 11
     City:                       Edwardsville
     County:                     Luzerne
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data
     Type:                       Community
     Gross Leaseable Area:       176,786 SF
     Year Built:                 1967
     Exterior Walls:             Brick Veneer
     Condition:                  Average
     Anchor Tenant:              K-Mart
     Parking:                    Adequate

Lease Data
     Occupancy:
      Local:                     91.7%
      Overall:                   91.7%
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $1.95-$11.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax, Insur
     Free Rent (months):         Minimal
     Tenant Improvement:         Minimal
     Leasing Agent:              Mark Centers Trust
     Phone No.:                  ( ) -
     Survey Date:                N/A

Recent Leases

================================================================================
       Size                      Rent    TI    Free Rent                   Term
Date   (SF)     Tenant           (PSF)  (PSF)   (Months)  Escalations      (Yrs)
================================================================================
10/95  3,600    Spectrum Rents   $8.00   N/A      None    Flat             5.00
--------------------------------------------------------------------------------
08/95  7,000    Keens Floral Fa  $8.00   N/A              Annual Step-up   5.00
--------------------------------------------------------------------------------
07/95  3,600    Mattress Man     $11.50  N/A              Flat             5.00
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

   One story shopping center currently 91.7% leased. The most recent leases all include terms for 5 years. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:               Birney Plaza
     Location:                    N/S Route 11
     City:                        Moosic
     County:                      Lackawanna
     State/Zip:                   Pennsylvania
     Assessor's Parcel No(s):     N/A
     Atlas Reference:             N/A

Physical Data
     Type:                        Community
     Gross Leaseable Area:        212,057 SF
     Year Built:                  1972
     Exterior Walls:              Brick Veneer
     Condition:                   Average
     Anchor Tenant:               K-Mart
     Parking:                     Adequate

Lease Data
     Occupancy:
      Local:                     100%
      Overall:                   100%
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $3.00-$10.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax, Insur
     Free Rent (months):         Minimal
     Tenant Improvement:         Minimal
     Leasing Agent:              Mark Centers Trust
     Phone No.:                  ( ) -
     Survey Date:                N/A

Recent Leases

================================================================================
       Size                      Rent    TI    Free Rent                   Term
Date   (SF)   Tenant             (PSF)  (PSF)   (Months)  Escalations      (Yrs)
================================================================================
9/95   4,000  Everything $0.9    $7.00   N/A     None     flat             3.00
--------------------------------------------------------------------------------
7/93   4,000  Mattress Man       $9.00   N/A     None     Step-up to $10/  5.00
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

   One story shopping center currently 100% leased. The most recent leases include terms for 3 and 5 years Construction quality is average and typical of other retail centers in the area.


                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:              Dunmore Plaza
     Location:                   1400 Monroe Avenue
     City:                       Dunmore
     County:                     Lackawanna
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data
     Type:                       Neighborhood
     Gross Leaseable Area:       45,380 SF
     YearBuilt:                  1967
     Exterior Walls:             Brick Veneer
     Condition:                  Average
     Anchor Tenant:              Price Chopper
     Parking:                    Adequate

Lease Data
     Occupancy:
      Local:                     100%
      Overall:                   100%
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $6.75-$11.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax, Insur
     Free Rent (months):         Minimal
     Tenant Improvement:         Minimal
     Leasing Agent:              Mark Centers Trust
     Phone No.:                  ( ) -
     Survey Date:                N/A

Recent Leases

================================================================================
       Size                      Rent    TI    Free Rent                   Term
Date   (SF)   Tenant             (PSF)  (PSF)   (Months)  Escalations      (Yrs)
================================================================================
4/95   1,900  Malcom's           $11.50  N/A      None    $950 Step-up in   5.00
--------------------------------------------------------------------------------
1/95   1,900  Great Wall Chin    $11.35  N/A              3.0% per year    10.00
--------------------------------------------------------------------------------
4/94   1,900  Little Caeser's    $9.25   N/A              Periodic Step-u   5.00
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

   One story shopping center currently 100% leased. The most recent leases include terms for 5 and 10 years. Construction quality is average and typical of other retail centers in the area.


                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:              Triangle Plaza
     Location:                   Route 115
     City:                       Wilkes-Barre
     County:                     Luzerne
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data
     Type:                       Community
     Gross Leaseable Area:       125,000 SF
     Year Built:                 1971
     Exterior Walls:             Brick Veneer
     Condition:                  Average
     Anchor Tenant:
     Parking:                    Adequate

Lease Data
     Occupancy:
      Local:                     100%
      Overall:                   100%
     Typical Size:               2,000 SF
     Term:                       3-5 years (Estimate)
     Base Rent Per Square Foot:  $9.00-$12.50 (Estimate)
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax, Insur
     Free Rent (months):         Minimal
     Tenant Improvement:         Minimal
     Leasing Agent:              N/A
     Phone No.:                  ( ) -
     Survey Date:                N/A

Recent Leases

================================================================================
       Size                      Rent    TI    Free Rent                   Term
Date   (SF)   Tenant             (PSF)  (PSF)   (Months)  Escalations      (Yrs)
================================================================================
6/95  2,400   Electronic Syst    $11.50  N/A     None     Annual %age inc  5 00
--------------------------------------------------------------------------------
3/95  2,200   TCBY               $11.00  N/A     None     Annual %age inc  5.00
--------------------------------------------------------------------------------
5/94  9,910   Party City         $11.00  N/A     None     $1.65/SF step-u  10.00
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

   One story shopping center currently 100% leased. The most recent leases include terms for 5 and 10 years. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:              Gateway Plaza
     Location:                   N/S Route 11
     City:                       Edwardsville
     County:                     Luzerne
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data
     Type:                       Community
     Gross Leaseable Area:       150,000 SF
     Year Built:                 1969
     Exterior Walls:             Brick Veneer
     Condition:                  Fair
     Anchor Tenant:
     Parking:                    Adequate

Lease Data
     Occupancy:
      Local:                     65.0%
      Overall:                   65.0
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $8.50 - $15.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax, Insur
     Free Rent (months):         Minimal
     Tenant Improvement:         Minimal
     Leasing Agent:              N/A
     Phone No.:                  ( ) -
     Survey Date:                N/A

Recent Leases

================================================================================
       Size                      Rent    TI    Free Rent                   Term
Date   (SF)   Tenant             (PSF)  (PSF)   (Months)  Escalations      (Yrs)
================================================================================
6/94    950   Holiday Hair       $15.48  N/A      None    Annual %age inc  3.00
--------------------------------------------------------------------------------
6/94  3,080   McKenzie           $8.50   N/A      None    Annual %age inc  3.00
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

   One story shopping center currently 65% leased. The most recent leases all include terms for 3 years. Construction quality is average and typical of other retail centers in the area.


                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:              Pottstown Center
     Location:                   Route 663
     City:                       Pottstown
     County:                     Montgomery
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data
     Type:                       Community
     Gross Leaseable Area:       171,267 SF
     Year Built:                 1976
     Exterior Walls:             Brick Veneer
     Condition:                  Average
     Anchor Tenant:              Wal-Mart
     Parking:                    Adequate

Lease Data
     Occupancy:
      Local:                     100%
      Overall:                   100%
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $8.50-$15.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax, Insur
     Free Rent (months):         Minimal
     Tenant Improvement:         Minimal
     Leasing Agent:              N/A
     Phone No.:                  ( ) -
     Survey Date:                N/A

Recent Leases

================================================================================
       Size                      Rent    TI    Free Rent                   Term
Date   (SF)    Tenant            (PSF)  (PSF)   (Months)  Escalations      (Yrs)
================================================================================
7/95  121,267  Wal-Mart          $6.99   N/A      None    Flat             20.00
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

   One story shopping center currently 100% leased. The most recent anchor lease includes terms for 20 years. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:               Route 6 Mall
     Location:                    N/S Route 6
     City:                        Honesdale
     County:                      Wayne
     State/Zip:                   Pennsylvania
     Assessor's Parcel No(s):     N/A
     Atlas Reference:             N/A

Physical Data
     Type:                        Community
     Gross Leaseable Area:        144,229 SF
     Year Built:                  1978
     Exterior Walls:              Brick Veneer
     Condition:                   Average
     Anchor Tenant:               K-Mart
     Parking:                     Adequate

Lease Data
     Occupancy:
      Local:                      100%
      Overall:                    100%
     Typical Size:                2,000 SF
     Term:                        3-5 years
     Base Rent Per Square Foot:   $5.50-$15.50
     Rent Escalations:            Various
     Basis:                       N/A
     Expense Pass-Through:        CAM, Tax, Insur
     Free Rent (months):          Minimal
     Tenant Improvement:          Minimal
     Leasing Agent:               N/A
     Phone No.:                   ( ) -
     Survey Date:                 N/A

Recent Leases

================================================================================
       Size                      Rent    TI    Free Rent                   Term
Date   (SF)    Tenant            (PSF)  (PSF)   (Months)  Escalations      (Yrs)
================================================================================
3/95  119,229  K-Mart            $5.77   N/A      None    Flat             25.00
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

   One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years and includes a percentage rent clause on 1.0% over $20.0 million. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:              Bradford Towne Centre
     Location:                   N/S Route 6
     City:                       Wysox
     County:                     Bradford
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data
     Type:                       Community
     Gross Leaseable Area:       119,481 SF
     Year Built:                 1972
     Exterior Walls:             Brick Veneer
     Condition:                  Average
     Anchor Tenant:              K-Mart
     Parking:                    Adequate

Lease Data
     Occupancy:
      Local:                     100%
      Overall:                   100%
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $5.50-$15.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax, Insur
     Free Rent (months):         Minimal
     Tenant Improvement:         Minimal
     Leasing Agent:              N/A
     Phone No.:                  ( ) -
     Survey Date:                N/A

Recent Leases

================================================================================
       Size                      Rent    TI    Free Rent                   Term
Date   (SF)    Tenant            (PSF)  (PSF)   (Months)  Escalations      (Yrs)
================================================================================
7/94  94,481   K Mart            $5.00   N/A      None    Flat             25.00
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

   One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years and includes a percentage rent clause on 1.0% over $16.875 million. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:               Builder's Square Shopping Center
     Location:                    Cetronia Road
     City:                        Whitehall
     County:                      Lehigh
     State/Zip:                   Pennsylvania
     Assessor's Parcel No(s):     N/A
     Atlas Reference:             N/A

Physical Data
     Type:                        Community
     Gross Leaseable Area:        106,400 SF
     Year Built:                  1994
     Exterior Walls:              Brick Veneer
     Condition:                   Good
     Anchor Tenant:               Builder's Square
     Parking:                     Adequate

Lease Data
     Occupancy:
      Local:                      100%
      Overall:                    100%
     Typical Size:                2,000 SF
     Term:                        3-5 years
     Base Rent Per Square Foot:   $5.50-$15.50
     Rent Escalations:            Various
     Basis:                       N/A
     Expense Pass-Through:        CAM, Tax, Insur
     Free Rent (months):          Minimal
     Tenant Improvement:          Minimal
     Leasing Agent:               N/A
     Phone No.:                   ( ) -
     Survey Date:                 N/A

Recent Leases

================================================================================
       Size                      Rent    TI    Free Rent                   Term
Date   (SF)    Tenant            (PSF)  (PSF)   (Months)  Escalations      (Yrs)
================================================================================
3/94 106,400   Builder's Squar  $10.05   N/A   None       Flat             25.00
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

   One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years. Construction quality is good and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

================================================================================
                                      ADDENDUM E STRATEGIC MAPPING, INC. REPORTS
--------------------------------------------------------------------------------


                                   ADDENDUM E
                         STRATEGIC MAPPING, INC. REPORTS


--------------------------------------------------------------------------------

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
PA/95 Northampton County                                                 5/20/96


                                       1980 Census    1990 Census   1995 Estimate  2000 Projection

Total Population                         225,418        247,105        256,899         264,190

   White                                   96.4%          94.2%          93.2%           92.2%
   Black                                    1.8%           2.1%           2.4%            2.7%
   American Indian                          0.0%           0.1%           0.1%            0.1%
   Asian                                    0.5%           1.1%           1.4%            1.6%
   Other                                    1.3%           2.5%           2.9%            3.4%
   Hispanic                                 3.1%           4.7%           5.6%            6.5%

Total Households                          80,032         90,955         94,376          96,864
Household Population                     218,183        238,251        248,045         255,336
Average Household Size                      2.73           2.62           2.63            2.64

Household Income

   $ 0-9.999                               25.1%          11.4%           9.2%            7.5%
   $ 10,000-14,999                         14.5%           8.0%           6.9%            5.6%
   $ 15,000-24,999                         29.7%          16.8%          13.9%           11.8%
   $ 25,000-34,999                         18.6%          17.2%          14.3%           12.1%
   $ 35,000-49,999                          8.5%          21.4%          20.9%           18.7%
   $ 50,000-74,999                          2.8%          17.5%          20.8%           22.7%
   $ 75,000-99,999                          0.8%           4.6%           7.8%           10.7%
   $ 100,000-149,999                       --              2.2%           4.4%            8.0%
   $ 150,000                               --              1.1%           1.7%            2.9%
      Total                               100.0%         100.0%         100.0%          100.0%


Median Household Income ($)               18,506         32,890         38,659          45.281
Aggregate HH Inc ($000)                1,647,310      3,551,306      4,441,446       5,402,753
Median Family Income ($)                  21,333         38,666         45,448          53,233
Per Capita Income ($)                      7,550         14,906         17,906          21,159

Median Age Total Population                 32.9           34.9           36.6            37.8
Median Age Adult Population                 43.7           42.5           44.2            45.6

Median Age Female Population                34.7           36.4           38.2            39.8
Median Age Adult Female Population          45.5           43.9           45.6            47.1

Median Age Male Population                  31.1           33.6           35.0            35.8
Median Age Adult Male Population            41.7           41.1           42.8            44.1

Area defined by County

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
PA/95 Northampton County                                                 5/20/96


                           1980 Census   1990 Census  1995 Estimate   2000 Projection

Total Population by Age      225,418       247,105         256,899         264,190

    0-5                         7.2%          8.0%            7.8%            7.5%
    6-13                       11.4%         10.4%           10.4%           10.2%
   14-17                        6.7%          4.8%            5.3%            5.4%
   18-24                       12.8%         11.1%           10.4%           10.6%
   25-34                       15.0%         15.8%           13.5%           12.4%
   35-44                       11.0%         15.2%           15.6%           14.6%
   45-54                       11.2%         10.2%           12.2%           13.6%
   55-64                       12.1%          9.5%            8.9%            9.7%
   65-74                       12.6%          9.0%            9.0%            8.5%
   75-84                       --             4.7%            5.4%            5.8%
   85+                         --             1.3%            1.5%            1.8%

Female Population by Age     115,885       126,915         132,045         135,839

    0-5                         6.9%          7.6%            7.4%            7.1%
    6-13                       10.8%          9.9%            9.8%            9.7%
   14-17                        6.3%          4.6%            5.0%            5.0%
   18-24                       11.7%         10.2%            9.5%            9.8%
   25-34                       14.8%         15.5%           13.3%           11.9%
   35-44                       11.0%         14.8%           15.4%           14.5%
   45-54                       11.3%         10.1%           12.1%           13.5%
   55-64                       12.6%          9.8%            9.1%            9.8%
   65-74                       14.6%          9.9%            9.8%            9.2%
   75-84                       --             5.7%            6.6%            7.0%
   85+                         --             1.8%            2.1%            2.6%

Male Population by Age       109,533       120,190         124,854         128,351

    0-5                         7.6%          8.4%            8.2%            7.8%
    6-13                       12.0%         10.9%           11.0%           10.7%
   14-17                        7.2%          5.1%            5.7%            5.8%
   18-24                       14.0%         12.0%           11.3%           11.5%
   25-34                       15.2%         16.1%           13.8%           13.0%
   35-44                       11.0%         15.5%           15.8%           14.6%
   45-54                       11.1%         10.4%           12.4%           13.6%
   55-64                       11.5%          9.2%            8.8%            9.5%
   65-74                       10.4%          8.0%            8.1%            7.8%
   75-84                       --             3.7%            4.2%            4.5%
   85+                         --             0.7%            0.8%            1.0%

  Area defined by County
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Economic Report

CBC - C1750-41                                                       Page 1 of 1
PA/95 Northampton County                                                 5/20/96


                                                              Sales       Volume

                                  Number of   Employees  # of Firms  Total Sales
Primary SIC                           Firms     in Area   Reporting     $(00000)

   Agr/For/Fish                         233         850         224         377

   Mining                                12         147           9       2,602

   Construction                       1,167       4,889       1,095       4,301

   Manufacturing                        589      19,480         464      20,758

   Transp/Comm/Util                     312       4,394         191       2,162

   Wholesale Trade                      457       3,906         368       6,591

   Retail Trade                       1,929      13,470       1,469       9,357

   Fin/Insur/Real Est                   607       6,008         426       5,741

   Services                           3,370      28,707       2,843      14,638

   Total                              8,676      81,851       7,089      66,527

Financial Institution Deposit Data ($0000)

                                   Commercial    Savings Banks &     Credit
                                      Banks      Savings & Loans     Unions

IPC Deposits                         256,573              49,883        N/A

All Other Deposits                    16,812               1,427        N/A

Total Deposits                       273,385              51,310     10,821

Number of Offices                         88                  14         22

Number of Offices by Deposits
  % Under $50 Million                  85.2%               78.6%     100.0%
  % $50 - $100 Million                 12.5%               21.4%       0.0%
  % $100 - $500 Million                 2.3%                0.0%       0.0%
  % $500 - $1 Billion                   0.0%                0.0%       0.0%
  % Over $1 Billion                     0.0%                0.0%       0.0%

N/A - Data not reported
Area defined by County
Source: Sheshunoff Information Services Inc. & Dun & Bradstreet Inc. Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center Total Retail

CBC - C1750-41                                                      Page 1 of 2
PA/95 Northampton County                                                5/20/96
Benchmark = Regional Area Definition                            Detailed Report


              Shopping Center/Total Retail Expenditure Index: 102.4

----------------------------------Demographics----------------------------------

                  Total          Total       Household     Average     Median HH
             Population     Households      Population     HH Size        Income

1995            256,899         94,376         248,045        2.63       $38,659
2000            264,190         96,864         255,336        2.64       $45,281

------------------------------Expenditure Potential-----------------------------
                                      1995

                         Area Yearly Growth     Rate
                         Per Household          1.45%
                              Total             1.98%

-------------------------Retail Support Potential (000)-------------------------
                              1995:    10,606 sq. ft.

--------------------------------------------------------------------------------

Product Potential               1995      2000      1995      2000        Yearly  Bench-
Within All Stores              Total     Total     $ Per     $ Per   Growth Rate    mark
                              ($000)    ($000)        HH        HH       Total $   Index

Apparel Store                 96,448   109,578     1,022     1,131         2.59%    99.8
Appliance Store                8,110     7,050        86        73        -2.76%   100.7
Auto-Aftermarket Store       162,957   172,434     1,727     1,780         1.14%   103.3
Convenience Store             88,171    92,421       934       954         0.95%   103.2
Dept. Store                  100,044   110,437     1,060     1,140         2.00%   100.3
Drug Store                    79,970   102,110       847     1,054         5.01%   107.8
Electronics Store             36,933    49,188       391       508         5.90%   100.7
Fast Food Restaurant Store    91,217    82,399       967       851        -2.01%   101.2
Full Serv Restaurant Store    89,702    80,321       950       829        -2.19%   101.6
Furniture Store               34,495    32,934       366       340        -0.92%    98.5
Grocery Store                396,111   454,958     4,197     4,697         2.81%   102.7
Hardware Store                18,080    19,936       192       206         1.97%   104.1
Home Centers Store            89,037   105,909       943     1,093         3.53%   107.9
Jewelry Store                 16,391    17,227       174       178         1.00%   102.7
Liquor Store                  23,917    21,913       253       226        -1.74%    99.7
Mass Merchandiser Store      135,118   153,705     1,432     1,587         2.61%   101.1
Photo Store                    1,868     1,878        20        19         0.11%   102.8
Shoe Store                    18,774    22,575       199       233         3.76%    99.9
Sporting Goods Store          16,761    19,770       178       204         3.36%    99.2
Toy Store                     12,195    11,722       129       121        -0.79%   101.2
Variety Store                  7,753     8,939        82        92         2.89%   101.3

Area defined by County
Benchmark : Definition by Region
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                                Atlas MarketQuest
                 Market Potential: Shopping Center Total Retail

CBC - C1750-41                                                       Page 2 of 2
PA/95 Northampton County                                                 5/20/96
Benchmark = Regional Area Definition                             Detailed Report


Product Potential           1995       2000    1995    2000       Yearly  Bench-
Within All Stores          Total      Total   $ Per   $ Per  Growth Rate   mark
                          ($000)     ($000)      HH      HH      Total $  Index

Video Store                5,530      9,491      59      98       11.41%  101.6

Total Shopping Center  1,529,582  1,686,894  16,207  17,415

All Other Stores       1,173,189  1,293,848  12,431  13,357

Total Retail           2,702,771  2,980,742  28,638  30,772

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by County
Benchmark : Definition by Region
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                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 1 of 4
Area 1 = PA/95 Northampton County                                        5/20/96


Description                               Area 1

Population:

   2000 Projection                       264,190
   1995 Estimate                         256,899
   1990 Census                           247,105
   1980 Census                           225,418
   Percent Change. 1980 - 1990               9.6
   Percent Change. 1990 - 1995               4.0

1995 Population by Race:

 % White                                    93.2
 % Black                                     2.4
 % American Indian                           0.1
 % Asian                                     1.4
 % Other                                     2.9
 % Hispanic                                  5.6

1995 Population by Age:

 % 0 - 5                                     7.8
 % 6 - 13                                   10.4
 % 14 - 17                                   5.3
 % 18 - 20                                   4.7
 % 21 - 24                                   5.7
 % 25 - 34                                  13.5
 % 35 - 44                                  15.6
 % 45 - 54                                  12.2
 % 55 - 64                                   8.9
 % 65 - 74                                   9.0
 % 75 - 84                                   5.4
 % 85 +                                      1.5
  Median Age Total Population               36.6
  Median Age Adult Population               44.2

Households:

  2000 Projection                         96,864
  1995 Estimate                           94,376
  1990 Census                             90,955
  1980 Census                             80,032
  Percent Change, 1980 - 1990               13.6
  Percent Change, 1990 - 1995                3.8

1990 Household Population                238,251
1990 Households w/ Children under 18      31,757
1990 Households w/ Persons over 65        25,766

Area defined by County

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                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 2 of 4
Area 1 = PA/95 Northampton County                                        5/20/96


Description                              Area 1

1990 Family Population                  208,904
1990 Nonfamily Population                29,347
1990 Group Quarters Population            8,854

1990 Average Household Size                2.62
1990 Average Family Size                   3.06
1990 Family Households                   67,185
1990 Nonfamily Households                23,770

1995 Household Income:

 % $ 0 - $ 9,999                            9.2
 % $ l0,000 - $ 14,999                      6.9
 % $ 15,000 - $ 24,999                     13.9
 % $ 25,000 - $ 34,999                     14.3
 % $ 35,000 - $ 49,999                     20.9
 % $ 50,000 - $ 74,999                     20.8
 % $ 75,000 - $ 99,999                      7.8
 % $100,000 - $149,999                      4.4
 % $150,000 +                               1.7

2000 Median Household Income            $45,281
1995 Median Household Income            $38,659
1990 Median Household Income            $32,890

2000 Average Household Income           $55,777
1995 Average Household Income           $47,061
1990 Average Household Income           $39,189

2000 Per Capita Income                  $21,159
1995 Per Capita Income                  $17,906
1990 Per Capita Income                  $14,906

2000 Median Family Income               $53,233
1995 Median Family Income               $45,448
1990 Median Family Income               $38,666

1990 Average Family Income              $44,827

Area defined by County

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                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 3 of 4
Area 1 = PA/95 Northampton County                                        5/20/96


Description                              Area 1

1990 Housing Unit Counts:

 Total Units                             95,345
   Occupied Units                        90,955
     Owner Occupied                      66,907
     Renter Occupied                     24,048
   Vacant Units                           4,390
     Year Round                           3,980
     Seasonal                               410

1990 Housing Unit Percents:

 % Occupied of Total Units                 95.4
   % Owner Units of Occupied Units         73.6
   % Renter Units of Occupied Units        26.4
 % Vacant of Total Units                    4.6
   % Year Round of Vacant Units            90.7
   % Seasonal of Vacant Units               9.3
 % Condominiums of Total Units              1.3

1990 Condominiums:

 Total Condominium Units                  1,212
  % Owner Occupied                         56.8
  % Renter Occupied                        32.3
  % Vacant                                 10.8

1990 Units in Structure:

 % 1, Detached                             56.3
 % 1, Attached                             19.9
 % 2                                        5.7
 % 3 - 9                                    8.4
 % 10 - 49                                  3.4
 % 50 +                                     1.4
 % Mobile Homes                             3.6
 % Other                                    1.2

1990 Median Home Value                 $105,995
1990 Median Contract Rent                  $379

Area defined by County

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                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 4 of 4
Area 1 = PA/95 Northampton County                                        5/20/96


Description                                       Area 1

1995 Total Employed                               80,598
1995 Socio-Economic Measure                           53

1990 Occupation:

  Total Civil Labor Force                        123,211
   % Unemployed                                      4.3

  Total Employed                                 117,962
   % White Collar                                   54.5
     % Executive & Managerial                       10.1
     % Professional Specialty                       13.4
     % Technical Support                             3.9
     % Administrative Support                       16.4
     % Sales                                        10.6
   % Blue Collar                                    32.4
     % Precision Production, Craft & Repair         12.4
     % Machine Operators                            10.3
     % Transportation & Material Moving              4.1
     % Laborers                                      5.5
   % Farming, Forestry & Fishing                     1.1
   % Service: Private Household                      0.2
   % Service: Protective                             1.5
   % Service: Other                                 10.4

1990 Educational Attainment (Age 25 & Over):

 % Less than Grade 9                                10.6
 % Grade 9-12 (No Diploma)                          16.3
 % High School Graduate or Equivalency              37.6
 % Some College (No Degree)                         12.8
 % Associate Degree                                  6.0
 % Bachelor Degree                                  10.7
 % Graduate or Professional Degree                   6.1

Area defined by County

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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 1 of 9
Area 1 = PA/95 Northampton County                                        5/20/96


Description                                 Area 1

1995 Socio-Economic Measure:                    53
1995 Employment:                            80,598

Population:

   2000 Projection                         264,190
   1995 Estimate                           256,899
   1990 Census                             247,105
   1990 - 1995% Change (Growth)               4.0%

   1990 Group Quarters Population            8,854

1995 % Population by Race:

   White                                     93.2%
   Black                                      2.4%
   American Indian, Eskimo & Aleut            0.1%
   Asian or Pacific Islander                  1.4%
   Other                                      2.9%

   Hispanic                                   5.6%

1990 % Population by Race:

   White                                     94.2%
   Black                                      2.1%
   American Indian, Eskimo & Aleut            0.1%
   Asian or Pacific Islander                  1.1%
   Other                                      2.5%
   Hispanic                                   4.7%

1995 % Population by Sex:

   Male                                      48.6%
   Female                                    51.4%

1990 % Population by Sex:

   Male                                      48.6%
   Female                                    51.4%

2000 Pop per Square Mile (Pop Density)       706.7
1995 Pop per Square Mile (Pop Density)       687.2
1990 Pop per Square Mile (Pop Density)       661.0

Area (Square Miles)                          373.9
Area (Square Kilometers)                     968.3

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                               Market Stats Report

CBC - C1750-41                                                       Page 2 of 9
Area 1 = PA/95 Northampton County                                        5/20/96


Description                        Area 1

Households:

   2000 Projection                 96,864
   1995 Estimate                   94,376
   1990 Census                     90,955
   1990 - 1995 % Change (Growth)     3.8%

2000 Average Household Size          2.64
1995 Average Household Size          2.63
1990 Average Household Size          2.62

2000 Per Capita Income            $21,159
1995 Per Capita Income            $17,906
1990 Per Capita Income            $14,906

2000 Median Family Income         $53,233
1995 Median Family Income         $45,448
1990 Median Family Income         $38,666

2000 Median Household Income      $45,281
1995 Median Household Income      $38,659
1990 Median Household Income      $32,890

2000 Average Household Income     $55,777
1995 Average Household Income     $47,061
1990 Average Household Income     $39,189

1995 % Household Income:

     $ 0 - $ 9,999                   9.2%
     $ 10,000 - $ 14,999             6.9%
     $ 15,000 - $ 24,999            13.9%
     $ 25,000 - $ 34,999            14.3%
     $ 35,000 - $ 49,999            20.9%
     $ 50,000 - $ 74,999            20.8%
     $ 75,000 - $ 99,999             7.8%
     $ 100,000 - $ 149,999           4.4%
     $ 150,000 +                     1.7%

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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 3 of 9
Area 1 = PA/95 Northampton County                                        5/20/96


Description                             Area 1

1990 % Household Income:

    $ 0 - $ 9,999                        11.4%
    $ 10,000 - $ 14,999                   8.0%
    $ 15,000 - $ 24,999                  16.8%
    $ 25,000 - $ 34,999                  17.2%
    $ 35,000 - $ 49,999                  21.4%
    $ 50,000 - $ 74,999                  17.5%
    $ 75,000 - $ 99,999                   4.6%
    $ l00,000 - $ 149,999                 2.2%
    $ 150,000 +                           1.1%

1995 % Population by Age:

    0 - 5                                 7.8%
    6 - 13                               10.4%
    14 - 17                               5.3%
    18 - 20                               4.7%
    21 - 24                               5.7%
    25 - 34                              13.5%
    35 - 44                              15.6%
    45 - 54                              12.2%
    55 - 64                               8.9%
    65 - 74                               9.0%
    75 - 84                               5.4%
    85 +                                  1.5%
    Median Age Total Population           36.6
    Median Age Adult Population           44.2

1990 % Population by Age:

    0 - 5                                 8.0%
    6 - 13                               10.4%
    14 - 17                               4.8%
    18 - 20                               5.3%
    21 - 24                               5.8%
    25 - 34                              15.8%
    35 - 44                              15.2%
    45 - 54                              10.2%
    55 - 64                               9.5%
    65 - 74                               9.0%
    75 - 84                               4.7%
    85 +                                  1.3%
    Median Age Total Population           34.9
    Median Age Adult Population           42.5

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                               Market Stats Report

CBC - C1750-41                                                       Page 4 of 9
Area 1 = PA/95 Northampton County                                        5/20/96


Description                             Area 1

1995 % Female Population by Age:

    0 - 5                                 7.4%
    6 - 13                                9.8%
    14 - 17                               5.0%
    18 - 20                               4.3%
    21 - 24                               5.2%
    25 - 34                              13.3%
    35 - 44                              15.4%
    45 - 54                              12.1%
    55 - 64                               9.1%
    65 - 74                               9.8%
    75 - 84                               6.6%
    85+                                   2.1%
    Female Median Age Total Population    38.2
    Female Median Age Adult Population    45.6

1990 % Female Population by Age:

    0 - 5                                 7.6%
    6 - 13                                9.9%
    14 - 17                               4.6%
    18 - 20                               4.7%
    21 - 24                               5.5%
    25 - 34                              15.5%
    35 - 44                              14.8%
    45 - 54                              10.1%
    55 - 64                               9.8%
    65 - 74                               9.9%
    75 - 84                               5.7%
    85 +                                  1.8%
    Female Median Age Total Population    36.4
    Female Median Age Adult Population    43.9

1990 % Hispanic Population by Type:

    Not of Hispanic Origin               95.3%
    Mexican                               0.3%
    Puerto Rican                          3.5%
    Cuban                                 0.1%
    Other Hispanic                        0.8%

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                                Atlas MarketQuest
                               Market Stats Report

CBC  C1750-41                                                        Page 5 of 9
Area 1 = PA/95 Northampton County                                        5/20/96


Description                                              Area 1

1990 % Population Enrolled in School (Age 3 & Over):

     Preprimary School                                     7.2%
     Elementary and High School                           62.4%
     College                                              30.3%

     Total School Enrollment                             61,028

1990 % Educational Attainment (Age 25 & Over):

     Less than Grade 9                                    10.6%
     Grade 9-12 (No Diploma)                              16.3%
     High School Graduate or Equivalency                  37.6%
     Some College (No Degree)                             12.8%
     Associate Degree                                      6.0%
     Bachelor Degree                                      10.7%
     Graduate or Professional Degree                       6.1%

1990 % Employment Status:

     Total Labor Force:
      Armed Forces                                         0.1%
      Civilian:
         Employed                                         60.4%
         Unemployed                                        2.7%
     Not In Labor Force                                   36.9%

     Female Labor Force:
       Armed Forces                                        0.0%
       Civilian:
         Employed                                         52.4%
         Unemployed                                        2.2%
     Not In Labor Force                                   45.5%

1990 % Working Mothers:

    Child <6 Only                                         15.6%
    Child 6-17 Only                                       42.8%
    Child <6 & 6-17                                        9.8%
    Nonworking Mothers                                    31.8%

    Total Mothers                                        29,944

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                               Market Stats Report

CBC - C1.5041                                                        Page 6 of 9
Area 1 = PA/95 Northampton County                                        5/20/96


Description                                          Area 1

1990 % Industry Employment:

    Agriculture Forestry/Fishing                      1.2%
    Mining                                            0.3%
    Construction                                      6.2%
    Manufacturing:
      Nondurable Goods                               12.5%
      Durable Goods                                  14.6%
    Transportation                                    4.0%
    Communications & Public Utilities                 2.8%
    Wholesale Trade                                   3.6%
    Retail Trade                                     16.1%
    Finance/Insurance/Real Estate                     5.5%
    Services:
      Business & Repair                               4.2%
      Personal                                        2.3%
      Entertainment & Recreation                      1.0%
      Health                                          8.5%
      Educational                                     9.5%
      Other Professional & Related                    5.2%
    Public Administration                             2.3%
    Total                                          117,962

1990 % Occupation:

    Executive & Managerial                           10.1%
    Professional Specialty                           13.4%
    Technical Support                                 3.9%
    Sales                                            10.6%
    Administrative Support                           16.4%
    Service: Private Household                        0.2%
    Service: Protective                               1.5%
    Service: Other                                   10.4%
    Farming, Forestry & Fishing                       1.1%
    Precision Production, Craft & Repair             12.4%
    Machine Operator, Assemblers & Inspectors        10.3%
    Transportation & Material Moving                  4.1%
    Laborers                                          5.5%

    White Collar Total                               54.5%
    Blue Collar Total                                32.4%

    Total Employed                                 117,962

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                               Market Stats Report

CBC - C1750-41                                                       Page 7 of 9
Area 1 = PA/95 Northampton County                                        5/20/96


Description                              Area 1

1990 % Marital Status:

    Total Male:                          95,533
      Never Married                       29.0%
      Married                             60.7%
      Separated                            1.7%
      Widowed                              3.0%
      Divorced                             5.6%

    Total Female:                       103,250
      Never Married                       22.1%
      Married                             55.9%
      Separated                            2.1%
      Widowed                             13.0%
      Divorced                             6.8%

1990 Households by Type:

    One Person Households                19,867
    Two or more Person Households:
      Family Households:
        Married Couple                   55,981
        Male Householder                  2,888
        Female Householder                8,316
      Nonfamily Households                3,903

1990 Family Households With Children

    Married Couple Family                25,334
    Male Householder                      1,362
    Female Householder                    4,732

1990 Population by Household Type:

    Family Households                   208,904
    Nonfamily Households                 29,347

1990 Households With:

    Children Under 18                    31,757
    Persons Over 65                      25,766
    Householder Over 65                  23,090

1990 Average Family Size                   3.06

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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 8 of 9
Area 1 = PA/95 Northampton County.                                       5/20/96


Description                                   Area 1

1990 Median Home Value                      $ 105,995
1990 Average Home Value                     $ 117,969
1990 Median Contract Rent                        $379
1990 Average Contract Rent                       $385

1990 Persons In Unit:

    1 Person Units                              19,867
    2 Person Units                              30,542
    3 Person Units                              16,991
    4 + Person Units                            23,555

1990 Housing Unit Counts:

    Total Units                                 95,345
     % Occupied                                  95.4%
     % Vacant                                     4.6%
     % Year Round                                 4.2%
     % Seasonal                                   0.4%
    Occupied Units                              90,955
     % Owner Occupied                            73.6%
     % Renter Occupied                           26.4%
    Vacant Units                                 4,390
     % Year Round of Vacant Units                90.7%
     % Seasonal of Vacant Units                   9.3%

1990 Total Housing Units in Structure           95,345

    1, Detached                                  56.3%
    1, Attached                                  19.9%
    2,                                            5.7%
    3 - 9                                         8.4%
    10 - 49                                       3.4%
    50 +                                           1.4%
    Mobile Home or Trailer                        3.6%
    Other                                         1.2%

1990 Housing Units by Year Built                67,003

    Built 1985 to March, 1990                    10.6%
    Built 1980 to 1984                            4.4%
    Built 1970 to 1979                           16.2%
    Built 1960 to 1969                           12.3%
    Built 1950 to 1959                           15.3%
    Built 1949 or Earlier                        41.2%

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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 9 of 9
Area 1 = PA/95 Northampton County                                        5/20/96


Description                                  Area 1

1990 % Means of Transportation to Work:

    Car, Truck or Van:
      Drove Alone                            78.4%
      Carpooled                              12.2%
    Public Transportation                     1.2%
    Other Means                               5.9%
    Worked at Home                            2.3%

1990 % Travel Time to Work:

    0 - 14 Minutes                           36.6%
    15 - 29 Minutes                          39.5%
    30 - 59 Minutes                          18.6%
    60 - 89 Minutes                           4.1%
    90 + Minutes                              1.1%

1990 Households by Number of Vehicles:

    1 Vehicle                               28,203
    2 Vehicles                              36,919
    3 Vehicles                              11,950
    4 Vehicles                               3,585
    5 or More Vehicles                       1,312

Area defined by County

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                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 1 of 4
Area 1 = 25TH STREET 3 Mile Radius                                       6/11/96
Area 2 = 25TH STREET 5 Mile Radius
Area 3 = 25TH STREET 7 Mile Radius


Description                              Area 1      Area 2        Area 3

Population:

  2000 Projection                        69,519     113,224       159,563
  1995 Estimate                          66,930     108,129       152,971
  1990 Census                            63,766     102,263       145,214
  1980 Census                            60,892      96,001       136,494
  Percent Change, 1980 - 1990               4.7         6.5           6.4
  Percent Change, 1990 - 1995               5.0         5.7           5.3

1995 Population by Race:

  % White                                  91.8        93.8          93.2
  % Black                                   5.3         3.8           3.2
  % American Indian                         0.1         0.1           0.1
  % Asian                                   1.5         1.4           1.3
  % Other                                   1.3         1.0           2.1
  % Hispanic                                3.4         2.9           4.6

1995 Population by Age:

  % 0 - 5                                   8.3         8.3           8.1
  % 6 - 13                                 10.6        10.9          10.7
  % 14 - 17                                 5.1         5.0           5.0
  % 18 - 20                                 4.6         4.4           4.3
  % 21 - 24                                 5.9         5.4           5.2
  % 25 - 34                                14.5        13.8          13.4
  % 35 - 44                                15.2        15.8          15.6
  % 45 - 54                                10.9        11.8          12.1
  % 55 - 64                                 8.5         8.5           8.9
  % 65 - 74                                 8.9         8.8           9.1
  % 75 - 84                                 5.7         5.6           5.8
  % 85 +                                    1.8         1.7           1.8
  Median Age Total Population              35.6        36.3          37.0
  Median Age Adult Population              43.4        44.0          44.7

Households:

  2000 Projection                        25,796      42,068        59,197
  1995 Estimate                          24,836      40,218        56,832
  1990 Census                            23,666      38,093        54,060
  1980 Census                            21,990      34,642        48,754
  Percent Change, 1980 - 1990               7.6        10.0          10.9
  Percent Change, 1990 - 1995               4.9         5.6           5.1

1990 Household Population                60,660      98,733       140,726
1990 Households w/ Children under 18      8,067      13,323        19,036
1990 Households w/ Persons over 65        6,986      11,027        15,686


Area defined by Circle: (40.6900,75.248715): 3 mile(s)
Area defined by Circle: (40.6900,75.248715): 5 mile(s)
Area defined by Circle: (40.6900,75.248715): 7 mile(s)
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                                 Profile Report

CBC - C1750-41                                                       Page 2 of 4
Area 1 = 25TH STREET 3 Mile Radius                                       6/11/96
Area 2 = 25TH STREET 5 Mile Radius
Area 3 = 25TH STREET 7 Mile Radius


Description                                     Area 1       Area 2       Area 3

1990 Family Population                          52,332       86,237      123,896
1990 Nonfamily Population                        8,328       12,496       16,830
1990 Group Quarters Population                   3,105        3,530        4,493

1990 Average Household Size                       2.56         2.59         2.60
1990 Average Family Size                          3.07         3.08         3.06
1990 Family Households                          16,739       27,571       39,840
1990 Nonfamily Households                        6,926       10,521       14,212

1995 Household Income:

   % $ 0 - $ 9,999                                10.4          9.8          9.6
   % $ 10,000 - $ 14,999                           7.7          7.4          7.0
   % $ 15,000 - $ 24,999                          14.8         13.9         13.6
   % $ 25,000 - $ 34,999                          15.3         14.1         13.8
   % $ 35,000 - $ 49,999                          20.9         20.7         20.5
   % $ 50,000 - $ 74,999                          19.2         21.1         21.5
   % $ 75,000 - $ 99,999                           7.1          8.1          8.3
   % $100,000 - $149,999                           3.6          3.9          4.3
   % $150,000 +                                    1.1          1.1          1.4

2000 Median Household Income                   $41,688      $44,134      $45,195
1995 Median Household Income                   $36,054      $38,067      $38,900
1990 Median Household Income                   $31,092      $32,779      $33,371

2000 Average Household Income                  $50,266      $52,902      $54,641
1995 Average Household Income                  $42,825      $45,125      $46,394
1990 Average Household Income                  $36,072      $38,052      $38,897

2000 Per Capita Income                         $19,524      $20,288      $20,859
1995 Per Capita Income                         $16,664      $17,350      $17,758
1990 Per Capita Income                         $13,971      $14,639      $14,893

2000 Median Family Income                      $49,764      $52,758      $53,249
1995 Median Family Income                      $43,038      $45,505      $45,832
1990 Median Family Income                      $37,115      $39,184      $39,318

1990 Average Family Income                     $41,833      $44,074      $44,574


Area defined by Circle: (40.6900,75.248715): 3 mile(s)
Area defined by Circle: (40.6900,75.248715): 5 mile(s)
Area defined by Circle: (40.6900,75.248715): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 3 of 4
Area 1 = 25TH STREET 3 Mile Radius                                       6/11/96
Area 2 = 25TH STREET 5 Mile Radius
Area 3 = 25TH STREET 7 Mile Radius


Description                                     Area 1       Area 2       Area 3

1990 Housing Unit Counts:

   Total Units                                  25,243       40,270       56,777
      Occupied Units                            23,666       38,093       54,060
        Owner Occupied                          15,776       26,353       38,119
        Renter Occupied                          7,891       11,742       15,937
      Vacant Units                               1,577        2,177        2,717
        Year Round                               1,526        2,099        2,584
        Seasonal                                    51           80          134

1990 Housing Unit Percents:

   % Occupied of Total Units                      93.8         94.6         95.2
     % Owner Units of Occupied Units              66.7         69.2         70.5
     % Renter Units of Occupied Units             33.3         30.8         29.5
   % Vacant of Total Units                         6.2          5.4          4.8
     % Year Round of Vacant Units                 96.8         96.4         95.1
     % Seasonal of Vacant Units                    3.2          3.7          4.9
   % Condominiums of Total Units                   1.0          1.5          1.5

1990 Condominiums:

   Total Condominium Units                         246          597          838
      % Owner Occupied                            55.3         60.3         55.5
      % Renter Occupied                           44.7         30.3         35.9
      % Vacant                                     0.0          9.4          8.6

1990 Units in Structure:

   % 1, Detached                                  44.4         51.9         56.2
   % 1, Attached                                  26.8         22.0         19.6
   % 2                                             9.9          8.1          6.5
   % 3 - 9                                        11.4          9.5          9.2
   % 10 - 49                                       4.9          5.4          5.0
   % 50 +                                          1.5          1.4          1.6
   % Mobile Homes                                  0.2          0.6          0.8
   % Other                                         0.9          1.0          1.0

1990 Median Home Value                         $97,988     $108,487     $112,047
1990 Median Contract Rent                         $417         $417         $412

Area defined by Circle: (40.6900,75.248715): 3 mile(s)
Area defined by Circle: (40.6900,75.248715): 5 mile(s)
Area defined by Circle: (40.6900,75.248715): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                      Page 4 of 4
Area 1 = 25TH STREET 3 Mile Radius                                      6/11/96
Area 2 = 25TH STREET 5 Mile Radius
Area 3 = 25TH STREET 7 Mile Radius


Description                                         Area 1     Area 2     Area 3

1995 Total Employed                                 19,736     35,244     43,652
995 Socio-Economic Measure                              49         53         54

1990 Occupation:

   Total Civil Labor Force                          31,194     50,947     71,818
      % Unemployed                                     5.1        4.5        4.4

   Total Employed                                   29,600     48,644     68,636
      % White Collar                                  55.0       55.4       55.7
        % Executive & Managerial                      10.0       10.7       10.7
        % Professional Specialty                      12.4       12.3       13.0
        % Technical Support                            3.8        4.0        3.9
        % Administrative Support                      17.0       16.7       16.8
        % Sales                                       11.9       11.7       11.4
      % Blue Collar                                   30.6       30.5       30.6
        % Precision Production, Craft & Repair        11.6       12.3       12.4
        % Machine Operators                            9.6        9.2        9.2
        % Transportation & Material Moving             3.6        3.6        3.7
        % Laborers                                     5.9        5.4        5.3
      % Farming, Forestry & Fishing                    0.8        0.9        0.9
      % Service: Private Household                     0.1        0.2        0.2
      % Service: Protective                            2.1        2.1        1.9
      % Service: Other                                11.3       10.9       10.7

1990 Educational Attainment (Age 25 & Over):

   % Less than Grade 9                                 9.5        9.5       10.1
   % Grade 9-12 (No Diploma)                          16.7       16.0       15.9
   % High School Graduate or Equivalency              40.1       39.3       38.2
   % Some College (No Degree)                         13.1       13.4       13.0
   % Associate Degree                                  5.8        5.9        6.1
   % Bachelor Degree                                   9.8       10.6       11.0
   % Graduate or Professional Degree                   5.2        5.1        5.5

Area defined by Circle: (40.6900,75.248715): 3 mile(s)
Area defined by Circle: (40.6900,75.248715): 5 mile(s)
Area defined by Circle: (40.6900,75.248715): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                      Page 1 of 2
25th Street SC 1 Mile Radius                                            5/21/96


                                      1980 Census  1990 Census  1995 Estimate   2000 Projection

Total Population                         6,353         6,522         6,532             6,513

   White                                 98.6%         97.9%         97.4%             97.0%
   Black                                  0.4%          0.8%          1.0%              1.1%
   American Indian                        0.0%          0.1%          0.1%              0.2%
   Asian                                  0.7%          0.9%          1.1%              1.2%
   Other                                  0.3%          0.4%          0.4%              0.5%

   Hispanic                               0.7%          1.1%          1.4%              1.6%

Total Households                         2,260         2,501         2,510             2,506
Household Population                     6,335         6,416         6,427             6,408
Average Household Size                    2.80          2.57          2.56              2.56

Household Income

   $ 0 - 9,999                           14.7%          8.1%          6.2%              5.0%
   $ 10,000 - 14,999                     12.9%          6.4%          4.8%              4.1%
   $ 15,000 - 24,999                     33.3%         14.8%         12.0%              9.9%
   $ 25,000 - 34,999                     22.3%         16.7%         15.1%             10.9%
   $ 35,000 - 49,999                     10.6%         21.9%         21.0%             18.2%
   $ 50,000 - 74,999                      4.4%         23.0%         22.9%             24.3%
   $ 75,000 - 99,999                      1.9%          6.0%         11.3%             14.0%
   $ 100,000 - 149,999                   --             2.6%          5.8%             11.2%
   $ 150,000 +                           --             0.5%          1.0%              2.4%
      Total                             100.0%        100.0%        100.0%            100.0%

Median Household Income ($)             21,748        37,141        43,820            51,667
Aggregate HH Inc ($000)                 61,519       103,510       126,460           149,563
Median Family Income ($)                23,610        43,020        50,756            59,845
Per Capita Income ($)                    9,711        16,133        19,676            23,340

Median Age Total Population               37.4          41.4          42.7              43.5
Median Age Adult Population               47.4          49.1          49.9              50.6

Median Age Female Population              39.3          42.8          44.1              45.1
Median Age Adult Female Population        48.3          50.5          51.3              51.9

Median Age Male Population                35.4          40.1          41.2              42.0
Median Age Adult Male Population          46.5          47.6          48.4              49.1

Area defined by Circle: (40.689996,75.263031): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-4l                                                      Page 2 of 2
25th Street SC 1 Mile Radius                                            5/21/96


                          1980 Census  1990 Census  1995 Estimate  2000 Projection

Total Population by Age       6,353        6,522        6,532           6,513

    0 - 5                      6.4%         6.3%         6.1%            6.0%
    6 - 13                    11.9%         9.5%         8.8%            8.4%
    14 - 17                    7.1%         4.3%         4.3%            4.3%
    18 - 24                    8.2%         7.3%         8.0%            8.0%
    25 - 34                   13.5%        12.7%        11.5%           11.7%
    35 - 44                   12.4%        15.0%        14.9%           13.9%
    45 - 54                   13.2%        11.5%        12.5%           12.9%
    55 - 64                   14.5%        11.9%        11.2%           11.5%
    65 - 74                   12.8%        12.6%        12.6%           12.3%
    75 - 84                   --            7.1%         8.1%            8.6%
    85 +                      --            1.9%         2.1%            2.5%

Female Population by Age      3,288        3,453        3,460           3,451

    0 - 5                      5.7%         5.6%         5.7%            5.6%
    6 - 13                    11.3%         9.0%         8.0%            7.6%
    14 - 17                    6.1%         4.2%         4.1%            4.0%
    18 - 24                    8.1%         7.0%         7.9%            7.8%
    25 - 34                   13.5%        12.6%        11.1%           11.4%
    35 - 44                   12.4%        14.5%        14.6%           13.6%
    45 - 54                   13.7%        11.3%        12.0%           12.6%
    55 - 64                   14.8%        12.2%        11.5%           11.7%
    65 - 74                   14.5%        13.1%        13.0%           12.7%
    75 - 84                   --            7.7%         9.0%            9.6%
    85 +                      --            2.8%         3.0%            3.4%

Male Population by Age        3,067        3,068        3,074           3,064

    0 - 5                      7.0%         7.0%         6.5%            6.3%
    6 - 13                    12.5%        10.0%         9.8%            9.3%
    14 - 17                    8.2%         4.4%         4.5%            4.6%
    18 - 24                    8.2%         7.6%         8.0%            8.2%
    25 - 34                   13.5%        12.8%        11.9%           12.1%
    35 - 44                   12.5%        15.5%        15.3%           14.2%
    45 - 54                   12.8%        11.7%        12.9%           13.3%
    55 - 64                   14.2%        11.6%        10.8%           11.2%
    65 - 74                   11.1%        12.1%        12.1%           11.8%
    75 - 84                   --            6.4%         7.1%            7.4%
    85 +                      --            0.8%         1.1%            1.4%

Area defined by Circle: (40.689996,75.263031): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                      Page 1 of 2
25th Street SC 3 Mile Radius                                             5/21/96


                                    1980 Census  1990 Census  1995 Estimate  2000 Projection

Total Population                      48,892        52,286        54,808          56,797

   White                               94.8%         92.8%         91.7%           90.7%
   Black                                3.8%          4.7%          5.3%            5.8%
   American Indian                      0.0%          0.1%          0.1%            0.1%
   Asian                                0.8%          1.4%          1.7%            1.9%
   Other                                0.6%          1.0%          1.2%            1.4%

   Hispanic                             1.3%          2.6%          3.2%            3.8%

Total Households                      17,728        19,426        20,340          21,056
Household Population                  47,048        49,712        52,233          54,222
Average Household Size                  2.65          2.56          2.57            2.58

Household income

   $ 0 - 9,999                         28.9%         12.3%          9.6%            7.7%
   $ 10,000 - 14,999                   16.4%          8.1%          7.4%            6.4%
   $ 15,000 - 24,999                   28.8%         17.9%         14.9%           12.9%
   $ 25,000 - 34,999                   15.9%         17.9%         15.6%           12.7%
   $ 35,000 - 49,999                    6.9%         21.2%         21.0%           19.7%
   $ 50,000 - 74,999                    2.3%         16.1%         19.6%           21.8%
   $ 75,000 - 99,999                    0.8%          4.1%          7.1%            9.8%
   $ 100,000 - 149,999                  --            1.7%          3.7%            7.1%
   $ 150,000 +                          --            0.7%          1.1%            2.0%
      Total                           100.0%        100.0%        100.0%          100.0%

Median Household Income ($)           16,623        31,263        36,479          42,487
Aggregate HH Inc ($000)              341,494       708,337       888,604       1,084,829
Median Family Income ($)              20,028        37,378        43,614          50,797
Per Capita Income ($)                  7,258        14,249        17,012          20,007

Median Age Total Population             33.7          34.7          36.2            37.4
Median Age Adult Population             45.5          42.7          44.0            45.1

Median Age Female Population            36.2          36.8          38.1            39.5
Median Age Adult Female Population      47.3          44.7          45.9            47.0

Median Age Male Population              31.4          32.9          34.2            35.3
Median Age Adult Male Population        43.3          40.6          42.1            43.4

Area defined by Circle: (40.689996,75.263031): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
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CBC - C1750-41                                                      Page 2 of 2
25th Street SC 3 Mile Radius                                            5/21/96


                           1980 Census   1990 Census  1995 Estimate  2000 Projection

Total Population by Age       48,892        52,286        54,808          56,797

    0 - 5                       7.1%          8.2%          8.2%            7.9%
    6 - 13                     11.0%          9.8%         10.4%           10.6%
    14 - 17                     6.9%          4.6%          5.0%            5.1%
    18 - 24                    12.5%         11.2%         10.1%           10.1%
    25 - 34                    14.2%         16.6%         14.5%           12.5%
    35 - 44                    10.3%         13.8%         15.2%           15.4%
    45 - 54                    11.4%          9.5%         10.9%           12.3%
    55 - 64                    12.2%          9.7%          8.7%            9.0%
    65 - 74                    14.4%          9.4%          9.3%            8.6%
    75 - 84                     --            5.5%          6.0%            6.2%
    85 +                        --            1.6%          1.9%            2.2%

Female Population by Age      25,531        26,953        28,258          29,234

    0 - 5                       6.6%          7.6%          7.7%            7.5%
    6 - 13                     10.2%          9.4%          9.6%            9.9%
    14 - 17                     6.1%          4.3%          4.7%            4.7%
    18 - 24                    11.9%         10.2%          9.2%            9.3%
    25 - 34                    14.0%         16.0%         13.9%           11.9%
    35 - 44                    10.1%         13.6%         14.9%           15.1%
    45 - 54                    11.4%          9.5%         10.9%           12.4%
    55 - 64                    12.7%         10.0%          8.9%            9.2%
    65 - 74                    17.0%         10.3%         10.1%            9.3%
    75 - 84                     --            6.8%          7.4%            7.5%
    85 +                        --            2.5%          2.8%            3.3%

Male Population by Age        23,350        25,332        26,540          27,554

    0 - 5                       7.7%          9.0%          8.6%            8.3%
    6 - 13                     12.0%         10.3%         11.2%           11.4%
    14 - 17                     7.7%          4.9%          5.3%            5.6%
    18 - 24                    13.2%         12.2%         11.1%           11.1%
    25 - 34                    14.4%         17.3%         15.1%           13.2%
    35 - 44                    10.5%         14.0%         15.5%           15.7%
    45 - 54                    11.3%          9.6%         10.9%           12.3%
    55 - 64                    11.8%          9.4%          8.5%            8.8%
    65 - 74                    11.5%          8.4%          8.4%            7.9%
    75 - 84                     --            4.2%          4.5%            4.8%
    85 +                        --            0.8%          1.0%            1.1%

Area defined by Circle: (40.689996,75.263031): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                      Page 1 of 2
25th Street SC 5 Mile Radius                                            5/21/96


                                         1980 Census   1990 Census    1995 Estimate    2000 Projection

Total Population                           99,558         107,104         113,581          119,102

   White                                    96.2%           94.7%           93.8%            93.0%
   Black                                     2.6%            3.2%            3.7%             4.0%
   American Indian                           0.0%            0.1%            0.1%             0.1%
   Asian                                     0.6%            1.1%            1.4%             1.7%
   Other                                     0.5%            0.8%            1.0%             1.1%

   Hispanic                                  1.2%            2.3%            2.9%             3.5%

Total Households                           35,897          39,692          42,029           44,021
Household Population                       96,850         103,372         109,853          115,374
Average Household Size                       2.70            2.60            2.61             2.62

Household Income

   $ 0 - 9,999                              26.3%           11.4%            9.2%             7.6%
   $ 10.000 - 14,999                        15.0%            7.9%            7.1%             6.0%
   $ 15,000 - 24.999                        30.4%           16.1%           13.6%            11.8%
   $ 25,000 - 34,999                        17.4%           17.1%           14.2%            11.8%
   $ 35,000 - 49.999                         7.9%           21.9%           20.8%            18.8%
   $ 50,000 - 74,999                         2.4%           18.3%           21.5%            23.1%
   $ 75.000 - 99,999                         0.7%            4.7%            8.3%            11.0%
   $ 100,000 - 149,999                       --              1.6%            4.1%             8.0%
   $ 150,000 +                               --              0.8%            1.1%             2.0%
     Total                                 100.0%          100.0%          100.0%           100.0%

Median Household Income($)                 17,877          33,304          38,795           45,079
Aggregate HR Inc ($000)                   715,663       1,519,907       1,927,942        2,373,866
Median Family Income ($)                   20,801          39,279          45,755           53,167
Per Capita Income ($)                       7,389          14,703          17,550           20,575

Median Age Total Population                  33.2            34.7            36.4             37.6
Median Age Adult Population                  44.5            42.5            44.1             45.5

Median Age Female Population                 35.0            36.3            38.0             39.5
Median Age Adult Female Population           46.2            43.9            45.5             46.9

Median Age Male Population                   31.3            33.3            34.8             35.7
Median Age Adult Male Population             42.6            41.0            42.6             44.0

Area defined by Circle: (40.689996,75.263031): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
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CBC - C1750-41                                                      Page 2 of 2
25th Street SC 5 Mile Radius                                            5/21/96


                           1980 Census   1990 Census   1995 Estimate    2000 Projection

Total Population by Age       99,558       107,104         113,581          119,102

   0 - 5                        7.4%          8.5%            8.3%             7.9%
   6 - 13                      11.4%         10.3%           10.8%            10.8%
   14 - 17                      6.9%          4.8%            5.1%             5.3%
   18 - 24                     12.1%         10.3%            9.7%             9.9%
   25 - 34                     14.8%         16.5%           13.7%            12.2%
   35 - 44                     10.8%         14.8%           15.8%            15.2%
   45 - 54                     11.4%          9.9%           11.9%            13.5%
   55 - 64                     12.0%          9.5%            8.6%             9.2%
   65 - 74                     13.3%          8.9%            8.8%             8.2%
   75 - 84                       --           4.9%            5.6%             5.8%
   85 +                          --           1.5%            1.7%             2.0%

Female Population by Age      51,992        55,441          58,778           61,556

   0 - 5                        6.8%          8.1%            7.9%             7.5%
   6 - 13                      10.7%          9.8%           10.2%            10.2%
   14 - 17                      6.3%          4.5%            4.7%             4.9%
   18 - 24                     11.6%          9.6%            8.9%             9.2%
   25 - 34                     14.6%         16.1%           13.5%            11.7%
   35 - 44                     10.5%         14.6%           15.6%            15.0%
   45 - 54                     11.4%          9.7%           11.8%            13.5%
   55 - 64                     12.4%          9.7%            8.7%             9.2%
   65 - 74                     15.7%          9.8%            9.5%             8.8%
   75 - 84                       --           6.0%            6.8%             7.0%
   85 +                          --           2.1%            2.5%             2.9%

Male Population by Age        47,563        51,659          54,797           57,546

   0 - 5                        7.9%          9.0%            8.7%             8.3%
   6 - 13                      12.2%         11.0%           11.5%            11.5%
   14 - 17                      7.6%          5.2%            5.4%             5.6%
   18 - 24                     12.7%         11.0%           10.7%            10.8%
   25 - 34                     15.1%         16.9%           14.0%            12.7%
   35 - 44                     11.0%         15.1%           16.1%            15.4%
   45 - 54                     11.4%         10.0%           12.1%            13.5%
   55 - 64                     11.5%          9.3%            8.4%             9.1%
   65 - 74                     10.6%          8.0%            8.0%             7.5%
   75 - 84                       --           3.8%            4.3%             4.5%
   85 +                          --           0.7%            0.9%             1.1%

Area defined by Circle: (40.689996,75.263031): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                      Page 1 of 4
Area 1 = 25th Street SC 1 Mile Radius                                   5/21/96
Area 2 = 25th Street SC 3 Mile Radius
Area 3 = 25th Street SC 5 Mile Radius


Description                                Area 1    Area 2    Area 3

Population:

   2000 Projection                          6,513    56,797   119,102
   1995 Estimate                            6,532    54,808   113,581
   1990 Census                              6,522    52,286   107,104
   1980 Census                              6,353    48,892    99,558
   Percent Change, 1980 - 1990                2.7       6.9       7.6
   Percent Change, 1990 - 1995                0.2       4.8       6.0

1995 Population by Race:

   % White                                   97.4      91.7      93.8
   % Black                                    1.0       5.3       3.7
   % American Indian                          0.1       0.1       0.1
   % Asian                                    1.1       1.7       1.4
   % Other                                    0.4       1.2       1.0
   % Hispanic                                 1.4       3.2       2.9

1995 Population by Age:

   % 0 - 5                                    6.1       8.2       8.3
   % 6 - 13                                   8.8      10.4      10.8
   % 14 - 17                                  4.3       5.0       5.1
   % 18 - 20                                  3.6       4.4       4.4
   % 21 - 24                                  4.3       5.7       5.4
   % 25 - 34                                 11.5      14.5      13.7
   % 35 - 44                                 14.9      15.2      15.8
   % 45 - 54                                 12.5      10.9      11.9
   % 55 - 64                                 11.2       8.7       8.6
   % 65 - 74                                 12.6       9.3       8.8
   % 75 - 84                                  8.1       6.0       5.6
   % 85 +                                     2.1       1.9       1.7
   Median Age Total Population               42.7      36.2      36.4
   Median Age Adult Population               49.9      44.0      44.1

Households:

   2000 Projection                          2,506    21,056    44,021
   1995 Estimate                            2,510    20,340    42,029
   1990 Census                              2,501    19,426    39,692
   1980 Census                              2,260    17,728    35,897
   Percent Change, 1980 - 1990               10.7       9.6      10.6
   Percent Change, 1990 - 1995                0.4       4.7       5.9

 1990 Household Population                  6,416    49,712   103,372
 1990 Households w/ Children under 18         747     6,520    14,023
 1990 Households w/ Persons over 65           909     5,897    11,282

Area defined by Circle: (40.689996,75.263031): 1 mile(s)
Area defined by Circle: (40.689996,75.263031): 3 mile(s)
Area defined by Circle: (40.689996,75.263031): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                      Page 2 of 4
Area 1 = 25th Street SC 1 Mile Radius                                   5/21/96
Area 2 = 25th Street SC 3 Mile Radius
Area 3 = 25th Street SC 5 Mile Radius


Description                                       Area 1      Area 2     Area 3

1990 Family Population                             5,796      43,002      90,681
1990 Nonfamily Population                            620       6,710      12,691
1990 Group Quarters Population                       105       2,575       3,728

1990 Average Household Size                         2.57        2.56        2.60
1990 Average Familv Size                            2.95        3.05        3.07
1990 Family Households                             1,950      13,815      29,041
1990 Nonfamily Households                            550       5,609      10,647

1995 Household Income:

  % $ 0 - $ 9,999                                    6.2         9.6         9.2
  % $ 10,000 - $ 14,999                              4.8         7.4         7.1
  % $ 15,000 - $ 24,999                             12.0        14.9        13.6
  % $ 25,000 - $ 34,999                             15.1        15.6        14.2
  % $ 35,000 - $ 49,999                             21.0        21.0        20.8
  % $ 50,000 - $ 74,999                             22.9        19.6        21.5
  % $ 75,000 - $ 99,999                             11.3         7.1         8.3
  % $ 100,000 - $149,999                             5.8         3.7         4.1
  % $ l50,000 +                                      1.0         1.1         1.1

2000 Median Household Income                     $51,667     $42,487     $45,079
1995 Median Household Income                     $43,820     $36,479     $38,795
1990 Median Household Income                     $37,141     $31,263     $33,304

2000 Average Household Income                    $59,682     $51,521     $53,926
1995 Average Household Income                    $50,382     $43,688     $45,872
1990 Average Household Income                    $41,924     $36,680     $38,534

2000 Per Capita Income                           $23,340     $20,007     $20,575
1995 Per Capita Income                           $19,676     $17,012     $17,550
1990 Per Capita Income                           $16,133     $14,249     $14,703

2000 Median Family Income                        $59,845     $50,797     $53,167
1995 Median Family Income                        $50,756     $43,614     $45,755
1990 Median Family Income                        $43,020     $37,378     $39,279

1990 Average Family Income                       $46,831     $42,621     $44,268

Area defined by Circle: (40.689996,75.263031): 1 mile(s)
Area defined by Circle: (40.689996,75.263031): 3 mile(s)
Area defined by Circle: (40.689996,75.263031): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

 CBC - C1750-41                                                     Page 3 of 4
 Area 1 = 25th Street SC 1 Mile Radius                                  5/21/96
 Area 2 = 25th Street SC 3 Mile Radius
 Area 3 = 25th Street SC 5 Mile Radius


Description                                      Area 1       Area 2      Area 3

1990 Housing Unit Counts:

  Total Units                                     2,561       20,662      41,922
     Occupied Units                               2,501       19,426      39,692
        Owner Occupied                            2,120       13,272      27,929
        Renter Occupied                             381        6,156      11,761
     Vacant Units                                    60        1,236       2,230
        Year Round                                   58        1,196       2,157
        Seasonal                                      3           41          71

1990 Housing Unit Percents:

  % Occupied of Total Units                        97.7         94.0        94.7
    % Owner Units of Occupied Units                84.8         68.3        70.4
    % Renter Units of Occupied Units               15.2         31.7        29.6
  % Vacant of Total Units                           2.3          6.0         5.3
    % Year Round of Vacant Units                   96.7         96.8        96.7
    % Seasonal of Vacant Units                      5.0          3.3         3.2
  % Condominiums of Total Units                     0.7          1.0         1.6

1990 Condominiums:

  Total Condominium Units                            17          202         677
    % Owner Occupied                               88.2         62.9        61.3
    % Renter Occupied                              11.8         35.6        29.2
    % Vacant                                        0.0          1.5         9.5

1990 Units in Structure:

  % 1, Detached                                    80.7         45.7        53.0
  % 1, Attached                                     6.1         26.6        22.0
  % 2                                               2.4          9.2         7.9
  % 3 - 9                                           5.7         11.1         9.7
  % 10 - 49                                         4.1          4.9         4.4
  % 50 +                                            0.6          1.3         1.4
  % Mobile Homes                                    0.0          0.2         0.6
  % Other                                           0.5          1.0         1.0

1990 Median Home Value                         $123,933      $99,367    $108,681
1990 Median Contract Rent                          $509         $416        $415

Area defined by Circle: (40.689996,75.263031): 1 mile(s)
Area defined by Circle: (40.689996,75.263031): 3 mile(s)
Area defined by Circle: (40.689996,75.263031): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-4l                                                       Page 4 of 4
Area 1 = 25th Street SC 1 Mile Radius                                    5/21/96
Area 2 = 25th Street SC 3 Mile Radius
Area 3 = 25th Street SC 5 Mile Radius


Description                                           Area 1    Area 2    Area 3

1995 Total Employed                                    2,605    18,147    36,732
1995 Socio-Economic Measure                               73        50        54

1990 Occupation:

    Total Civil Labor Force                            3,l74    25,442    53,462
     % Unemployed                                        2.4       4.8       4.4

    Total Employed                                     3,099    24,219    51,087
      % White Collar                                    65.7      55.7      55.6
        % Executive & Managerial                        13.4      10.6      10.6
        % Professional Specialty                        17.6      12.5      12.5
        % Technical Support                              3.2       3.8       3.9
        % Administrative Support                        18.8      16.8      16.8
        % Sales                                         12.7      12.0      11.8
      % Blue Collar                                     24.2      30.4      30.6
        % Precision Production, Craft & Repair          10.5      11.5      12.2
        % Machine Operators                              6.4       9.4       9.3
        % Transportation & Material Moving               2.6       3.7       3.5
        % Laborers                                       4.6       5.9       5.5
      % Farming, Forestry & Fishing                      0.2       0.6       0.7
      % Service: Private Household                       0.0       0.1       0.2
      % Service: Protective                              1.5       1.9       2.0
      % Service: Other                                   8.4      11.3      10.9

1990 Educational Attainment (Age 25 & Over):

   % Less than Grade 9                                   5.9       9.2       9.4
   % Grade 9-12 (No Diploma)                            15.0      16.5      15.9
   % High School Graduate or Equivalency                40.0      40.0      39.0
   % Some College (No Degree)                           13.4      13.3      13.3
   % Associate Degree                                    5.9       5.9       6.2
   % Bachelor Degree                                    12.2       9.8      10.7
   % Graduate or Professional Degree                     7.6       5.2       5.4

Area defined by Circle: (40.689996,75.263031): 1 mile(s)
Area defined by Circle: (40.689996,75.263031): 3 mile(s)
Area defined by Circle: (40.689996,75.263031): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
25th street 3 Mile Radius                                               5/23/96


                                     1980 Census   1990 Census  1995 Estimate   2000 Projection

Total Population                        60,892        63,766          66,930         69,519

  White                                  94.7%         92.9%           91.8%          90.8%
  Black                                   3.9%          4.7%            5.3%           5.8%
  American Indian                         0.1%          0.1%            0.1%           0.2%
  Asian                                   0.7%          1.3%            1.5%           1.8%
  Other                                   0.6%          1.0%            1.3%           1.5%

  Hispanic                                1.3%          2.7%            3.4%           4.1%

Total Households                        21,990        23,666          24,836         25,796
Household Population                    58,490        60,660          63,825         66,414
Average Household Size                    2.66          2.56            2.57           2.57

Household Income

  $ 0 - 9,999                            29.4%         12.9%           10.4%           8.4%
  $ 10,000 - 14,999                      15.9%          8.4%            7.7%           6.7%
  $ 15,000 - 24,999                      29.5%         17.5%           14.8%          13.0%
  $ 25,000 - 34,999                      15.3%         17.7%           15.3%          12.7%
  $ 35,000 - 49,999                       7.0%         21.3%           20.9%          19.4%
  $ 50,000 - 74,999                       2.1%         15.9%           19.2%          21.6%
  $ 75,000 - 99,999                       0.8%          4.0%            7.1%           9.4%
  $ 100,000 - 149,999                      --           1.6%            3.6%           6.9%
  $150,000                                 --           0.6%            1.1%           1.9%
     Total                              100.0%        100.0%          100.0%         100.0%

Median Household Income ($)             16,598        31,092          36,054         41,688
Aggregate HH Inc ($000)                420,481       847,501       1,063,595      1,296,664
Median Family Income($)                 19,874        37,115          43,038         49,764
Per Capita Income ($)                    7,189        13,971          16,664         19,524

Median Age Total Population               32.9          34.1            35.6           36.9
Median Age Adult Population               44.6          42.0            43.4           44.7

Median Age Female Population              35.1          36.0            37.5           38.9
Median Age Adult Female Population        46.6          44.0            45.2           46.5

Median Age Male Population                30.5          32.4            33.7           34.8
Median Age Adult Male Population          42.3          40.0            41.6           43.1

Area defined by Circle: (40.689999,75.248715): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
25th Street 3 Mile Radius                                                5/23/96


                           1980 Census   1990 Census   1995 Estimate  2000 Projection

Total Population by Age      60,892         63,766         66,930         69,519

  0 - 5                        7.3%           8.4%           8.3%           8.0%
  6 - 13                      11.2%          10.0%          10.6%          10.8%
  14 - 17                      6.8%           4.7%           5.l%           5.3%
  18 - 24                     13.3%          11.8%          10.5%          10.4%
  25 - 34                     14.3%          16.7%          14.5%          12.6%
  35 - 44                     10.2%          13.8%          15.2%          15.4%
  45 - 54                     11.0%           9.4%          10.9%          12.4%
  55 - 64                     11.9%           9.5%           8.5%           8.8%
  65 - 74                     14.0%           9.0%           8.9%           8.2%
  75 - 84                        -            5.2%           5.7%           5.9%
  85 +                           -            1.5%           1.8%           2.1%

Female Population by Age     31,790         32,871         34,511         35,794

  0 - 5                        6.8%           7.8%           7.9%           7.6%
  6 - 13                      10.4%           9.5%           9.8%          10.2%
  14 - 17                      6.2%           4.3%           4.8%           4.9%
  18 - 24                     12.5%          10.8%           9.5%           9.5%
  25 - 34                     14.0%          16.1%          14.1%          12.1%
  35 - 44                     10.0%          13.5%          15.0%          15.1%
  45 - 54                     11.1%           9.5%          10.9%          12.4%
  55 - 64                     12.3%           9.8%           8.8%           9.0%
  65 - 74                     16.7%           9.9%           9.7%           8.9%
  75 - 84                       --            6.4%           7.1%           7.2%
  85 +                          --            2.3%           2.6%           3.1%

Male Population by Age       29,096         30,894         32,424         33,720

  0 - 5                        7.9%           9.0%           8.8%           8.4%
  6 - 13                      12.1%          10.5%          11.3%          11.6%
  14 - 17                      7.6%           5.1%           5.4%           5.7%
  18 - 24                     14.1%          12.8%          11.5%          11.4%
  25 - 34                     14.6%          17.4%          15.0%          13.2%
  35 - 44                     10.3%          14.0%          15.5%          15.6%
  45 - 54                     10.9%           9.4%          10.9%          12.3%
  55 - 64                     11.5%           9.2%           8.2%           8.5%
  65 - 74                     11.0%           8.1%           8.1%           7.5%
  75 - 84                       --            3.9%           4.3%           4.6%
  85 +                          --            0.8%           0.9%           1.1%

Area defined by Circle: (40.689999,75.248715): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                      Page 1 of 2
25th Street 3 Mile Radius                                               5/23/96
Benchmark = Regional Area Definition                            Detailed Report


              Shopping Center/Total Retail Expenditure Index: 99.3

                                  Demographics
                Total          Total      Household     Average    Median HH
           Population     Households     Population     HH Size       Income
  1995         66,930         24,836         63,825        2.57      $36,054
  2000         69,519         25,796         66,414        2.57      $41.688

                              Expenditure Potential
                                      1995
                         Area Yearly Growth Rate
                         Per Household       1.44%
                               Total         2.21%

                         Retail Support Potential (000)
                                    1995:  2,705 sq. ft.

Product Potential                1995       2000     1995     2000        Yearly   Bench-
Within All Stores               Total      Total    $ Per    $ Per   Growth Rate     mark
                               ($000)     ($000)       HH       HH       Total $    Index

Apparel Store                  24,364     27,956      981    1,084         2.79%    95.8
Appliance Store                 2,045      1,792       82       69        -2.61%    96.5
Auto-Aftermarket Store         41,075     43,897    1,654    1,702         1.34%    98.9
Convenience Store              22,657     24,016      912      931         1.17%   100.7
Dept. Store                    25,232     28,156    1,016    1,091         2.22%    96.1
Drug Store                     20,738     26,595      835    1,031         5.10%   106.3
Electronics Store               9,364     12,694      377      492         6.28%    97.0
Fast Food Restaurant Store     23,325     21,327      939      827        -1.78%    98.3
Full Serv Restaurant Store     23,011     20,846      926      808        -1.96%    99.0
Furniture Store                 8,518      8,219      343      319        -0.71%    92.4
Grocery Store                 102,797    119,497    4,139    4,632         3.06%   101.3
Hardware Store                  4,464      4,957      180      192         2.12%    97.7
Home Centers Store             21,995     26,483      886    1,027         3.78%   101.3
Jewelry Store                   4,066      4,319      164      167         1.21%    96.8
Liquor Store                    6,161      5,730      248      222        -1.44%    97.6
Mass Merchandiser Store        34,367     39,543    1,384    1,533         2.85%    97.8
Photo Store                       473        483       19       19         0.42%    98.9
Shoe Store                      4,775      5,797      192      225         3.96%    96.6
Sporting Goods Store            4,239      5,073      171      197         3.66%    95.4
Toy Store                       3,089      2,992      124      116        -0.64%    97.4
Variety Store                   1,970      2,295       79       89         3.10%    97.8

Area defined by Circle: (40.689999,75.248715): 3 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-4l                                                       Page 2 of 2
25th street 3 Mile Radius                                                5/23/96
Benchmark = Regional Area Definition                             Detailed Report


Product Potential         1995      2000    1995     2000       Yearly  Bench-
Within All Stores        Total     Total   $ Per    $ Per  Growth Rate    mark
                        ($000)    ($000)      HH       HH      Total $   Index

Video Store              1,428     2,493      57       97       11.79%    99.7

Total Shopping Center  390,152   435,158  15,709   16,869
All Other Stores       299,246   333,766  12,049   12,939
Total Retail           689,398   768,924  27,758   29,808

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.689999,75.248715): 3 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                      Page 1 of 2
25th street 5 Mile Radius                                               5/23/96


                                       1980 Census     1990 Census     1995 Estimate  2000 Projection

Total Population                          96,001          102,263          108,129         113,224

   White                                   96.1%            94.7%            93.8%           92.9%
   Black                                    2.7%             3.3%             3.8%            4.2%
   American Indian                          0.0%             0.1%             0.1%            0.1%
   Asian                                    0.6%             1.1%             1.4%            1.6%
   Other                                    0.5%             0.8%             1.0%            1.1%

   Hispanic                                 1.2%             2.3%             2.9%            3.4%

Total Households                          34,642           38,093           40,218          42,068
Household Population                      93,417           98,733          104,599         109,694
Average Household Size                      2.70             2.59             2.60            2.61

Household Income

   $ 0 - 9,999                             26.8%            12.1%             9.8%            8.0%
   $ 10,000 - 14,999                       15.3%             8.1%             7.4%            6.3%
   $ 15,000 - 24,999                       30.5%            16.2%            13.9%           12.0%
   $ 25,000 - 34,999                       17.0%            16.9%            14.1%           11.9%
   $ 35,000 - 49,999                        7.6%            21.7%            20.7%           18.6%
   $ 50,000 - 74,999                        2.2%            18.0%            21.1%           22.8%
   $ 75,000 - 99,999                        0.7%             4.6%             8.1%           10.7%
   $ l00,000 - 149,999                        -              1.6%             3.9%            7.7%
   $ 150,000 +                                -              0.8%             1.1%            1.9%
        Total                             100.0%           100.0%           100.0%          100.0%

Median Household Income ($)               17,590           32,779           38,067          44,134
Aggregate HH Inc ($000)                  679,880        1,445,366        1,814,827       2,225,494
Median Family Income ($)                  20,505           39,184           45,505          52,758
Per Capita Income ($)                      7,278           14,639           17,350          20,288

Median Age Total Population                 33.1             34.7             36.3            37.5
Median Age Adult Population                 44.4             42.5             44.0            45.4

Median Age Female Population                34.9             36.3             37.9            39.4
Median Age Adult Female Population          46.2             44.0             45.5            46.9

Median Age Male Population                  31.2             33.2             34.6            35.5
Median Age Adult Male Population            42.5             40.9             42.5            43.9

Area defined by Circle: (40.689999,75.248715): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-4l                                                      Page 2 of 2
25th street 5 Mile Radius                                               5/23/96


              1980 Census 1990 Census 1995 Estimate 2000 Projection

Total Population by Age       96,001      102,263        108,129        113,224

  0 -5                          7.4%         8.6%           8.3%           8.0%
  6 - 13                       11.5%        10.3%          10.9%          10.9%
  14 - 17                       6.9%         4.8%           5.0%           5.3%
  18 - 24                      12.2%        10.4%           9.8%          10.0%
  25 - 34                      14.7%        16.5%          13.8%          12.2%
  35 - 44                      10.8%        14.7%          15.8%          15.2%
  45 - 54                      11.2%         9.8%          11.8%          13.3%
  55 - 64                      11.8%         9.5%           8.5%           9.1%
  65 - 74                      13.4%         9.0%           8.8%           8.1%
  75 - 84                        --          5.0%           5.6%           5.8%
  85 +                           --          1.5%           1.7%           2.0%

Female Population by Age      50,087       53,026         56,029         58,566

  0 - 5                         6.9%         8.1%           7.9%           7.6%
  6 - 13                       10.8%         9.7%          10.2%          10.3%
  14 - 17                       6.3%         4.4%           4.7%           4.9%
  18 - 24                      11.7%         9.7%           8.9%           9.2%
  25 - 34                      14.5%        16.1%          13.5%          11.7%
  35 - 44                      10.5%        14.4%          15.5%          15.1%
  45 - 54                      11.3%         9.6%          11.7%          13.3%
  55 - 64                      12.2%         9.7%           8.7%           9.2%
  65 - 74                      15.8%         9.9%           9.6%           8.8%
  75 - 84                        --          6.1%           6.9%           7.1%
  85 +                           --          2.1%           2.4%           2.9%

Male Population by Age        45,906       49,235         52,070         54,631

   0 - 5                        8.0%         9.0%           8.8%           8.5%
   6 - 13                      12.3%        10.9%          11.5%          11.6%
  14 - 17                       7.6%         5.2%           5.4%           5.7%
  18 - 24                      12.8%        11.2%          10.7%          10.8%
  25 - 34                      15.0%        17.0%          14.1%          12.8%
  35 - 44                      11.0%        15.0%          16.0%          15.3%
  45 - 54                      11.2%        10.0%          11.9%          13.3%
  55 - 64                      11.4%         9.2%           8.4%           9.1%
  65 - 74                      10.7%         8.0%           8.0%           7.5%
  75 - 84                        --          3.8%           4.2%           4.5%
  85 +                           --          0.7%           0.9%           1.1%

Area defined by Circle: (40.689999,75.248715): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                  Market Potential Shopping Center/Total Retail

CBC - Cl750-4l                                                      Page l of 2
25th street 5 Mile Radius                                               5/23/96
Benchmark = Regional Area Definition                            Detailed Report


              Shopping Center/Total Retail Expenditure Index: 101.1

                                  Demographics

                Total          Total      Household    Average      Median HH
           Population     Households     Population    HH Size         Income
 1995         108,129         40,218        104,599       2.60        $38,067
 2000         113,224         42,068        109,694       2.61        $44,134

                              Expenditure Potential
                                      1995
                         Area  Yearly  Growth Rate
                         Per Household        1.42%
                              Total           2.34%

                         Retail Support Potential (000)
                              1995:        4.461 sq. ft.

Product Potential               1995      2000    1995    2000        Yearly  Bench-
Within All Stores              Total     Total   $ Per   $ Per   Growth Rate    mark
                              ($000)    ($000)      HH      HH       Total $   Index

Apparel Store                 40,394    46,656   1,004   1,109         2.92%    98.1
Appliance Store                3,369     2,976      84      71        -2.45%    98.2
Auto-Aftermarket Store        68,007    73,196   1,691   1,740         1.48%   101.1
Convenience Store             37,223    39,728     926     944         1.31%   102.2
Dept. Store                   41,897    47,049   1,042   1,118         2.35%    98.6
Drug Store                    33,767    43,722     840   1,039         5.30%   106.8
Electronics Store             15,555    21,163     387     503         6.35%    99.5
Fast Food Restaurant Store    38,572    35,443     959     843        -1.68%   100.4
Full Serv Restaurant Store    38,052    34,663     946     824        -1.85%   101.1
Furniture Store               14,186    13,754     353     327        -0.62%    95.0
Grocery Store                167,893   196,601   4,175   4,673         3.21%   102.2
Hardware Store                 7,444     8,324     185     198         2.26%   100.6
Home Centers Store            36,830    44,593     916   1,060         3.90%   104.8
Jewelry Store                  6,826     7,297     170     173         1.34%   100.4
Liquor Store                  10,104     9,435     251     224        -1.36%    98.8
Mass Merchandiser Store       56,820    65,802   1,413   1,564         2.98%    99.8
Photo Store                      787       806      20      19         0.48%   101.6
Shoe Store                     7,871     9,618     196     229         4.09%    98.3
Sporting Goods Store           7,029     8,445     175     201         3.74%    97.7
Toy Store                      5,115     5,001     127     119        -0.45%    99.6
Variety Store                  3,257     3,821      81      91         3.25%    99.9

Area defined by Circle: (40.689999,75.248715): 5 mile(s)
Benchmark : Definition by Region.
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                      Page 2 of 2
25th street 5 Mile Radius                                               5/23/96
Benchmark = Regional Area Definition                            Detailed Report


Product Potential           1995       2000    1995    2000       Yearly  Bench-
Within All Stores          Total      Total   $ Per   $ Per  Growth Rate    mark
                          ($000)     ($000)      HH      HH      Total $   Index

Video Store                2,351      4,121      58      98       11.88%   101.4

Total Shopping Center    643,346    722,212  15,997  17,167

All Other Stores         493,447    553,937  12,269  13,168

Total Retail           1,136,793  1,276,149  28,266  30,335

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.689999,75.248715): 5 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
25th street 7 Mile Radius                                                5/23/96


                                      1980 Census   1990 Census    1995 Estimate   2000 Projection

Total Population                         136,494       145,214         152,971         159,563

   White                                   96.0%         94.1%           93.2%           92.4%
   Black                                    2.4%          2.9%            3.2%            3.5%
   American Indian                          0.1%          0.1%            0.1%            0.1%
   Asian                                    0.6%          1.0%            1.3%            1.6%
   Other                                    1.0%          1.8%            2.1%            2.3%

   Hispanic                                 2.3%          3.6%            4.6%            5.6%

Total Households                          48,754        54,060          56,832          59,197
Household Population                     133,172       140,726         148,478         155,070
Average Household Size                      2.73          2.60            2.61            2.62

Household Income

   $ 0 - 9,999                             25.1%         11.9%            9.6%            7.9%
   $ 10,000 - 14,999                       14.5%          7.9%            7.0%            6.0%
   $ 15,000 - 24,999                       30.2%         15.8%           13.6%           11.7%
   $ 25,000 - 34,999                       18.4%         16.7%           13.8%           11.6%
   $ 35,000 - 49,999                        8.4%         21.7%           20.5%           18.4%
   $ 50,000 - 74,999                        2.7%         18.3%           21.5%           23.0%
   $ 75,000 - 99,999                        0.7%          4.9%            8.3%           11.0%
   $ 100,000 - 149,999                      --            1.8%            4.3%            8.1%
   $ 150,000 +                              --            0.9%            1.4%            2.3%
      Total                               100.0%        100.0%          100.0%          100.0%

Median Household Income ($)               18,428        33,371          38,900          45,195
Aggregate HH Inc ($000)                  996,581     2,095,785       2,636,654       3,234,561
Median Family Income ($)                  21,118        39,318          45,832          53,249
Per Capita Income ($)                      7,483        14,893          17,758          20,859

Median Age Total Population                 33.3          35.4            37.0            38.2
Median Age Adult Population                 44.6          43.3            44.7            46.1

Median Age Female Population                34.9          37.0            38.6            40.1
Median Age Adult Female Population          46.0          44.6            46.2            47.6

Median Age Male Population                  31.7          33.9            35.3            36.1
Median Age Adult Male Population            43.0          41.9            43.3            44.5

Area defined by Circle: (40.689999,75.248715): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-4l                                                       Page 2 of 2
25th street 7 Mile Radius                                                5/23/96


                            1980 Census  1990 Census  1995 Estimate  2000 Projection

Total Population by Age       136,494       145,214      152,971         159,563

   0 - 5                         7.4%          8.4%         8.1%            7.8%
   6 - 13                       11.6%         10.4%        10.7%           10.6%
   14 - 17                       6.9%          4.9%         5.0%            5.2%
   18 - 24                      11.6%          9.7%         9.5%            9.7%
   25 - 34                      14.9%         16.0%        13.4%           12.2%
   35 - 44                      11.0%         14.9%        15.6%           14.7%
   45 - 54                      11.5%         10.1%        12.1%           13.5%
   55 - 64                      12.1%          9.7%         8.9%            9.6%
   65 - 74                      12.9%          9.3%         9.1%            8.6%
   75 - 84                       --            5.1%         5.8%            6.0%
   85 +                          --            1.5%         1.8%            2.1%

Female Population by Age       71,162        75,638       79,627          82,960

   0 - 5                         7.0%          8.0%         7.7%            7.4%
   6 - 13                       11.0%          9.7%        10.1%           10.0%
   14 - 17                       6.4%          4.5%         4.6%            4.8%
   18 - 24                      11.2%          9.1%         8.7%            9.0%
   25 - 34                      14.7%         15.7%        13.2%           11.7%
   35 - 44                      10.8%         14.6%        15.3%           14.6%
   45 - 54                      11.6%          9.9%        12.0%           13.5%
   55 - 64                      12.5%          9.9%         9.0%            9.6%
   65 - 74                      15.0%         10.2%         9.9%            9.2%
   75 - 84                       --            6.2%         7.0%            7.2%
   85 +                          --            2.2%         2.5%            3.0%

Male Population by Age         65,353        69,582       73,336          76,606

   0 - 5                         7.9%          8.8%         8.6%            8.3%
   6 - 13                       12.4%         11.2%        11.4%           11.3%
   14 - 17                       7.6%          5.3%         5.4%            5.6%
   18 - 24                      12.1%         10.3%        10.4%           10.5%
   25 - 34                      15.0%         16.3%        13.7%           12.8%
   35 - 44                      11.2%         15.3%        15.8%           14.9%
   45 - 54                      11.5%         10.3%        12.3%           13.5%
   55 - 64                      11.7%          9.5%         8.8%            9.5%
   65 - 74                      10.6%          8.3%         8.3%            7.9%
   75 - 84                       --            3.9%         4.4%            4.7%
   85 +                          --            0.8%         0.9%            1.1%

Area defined by Circle: (40.689999,75.248715): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center Total Retail

CBC - Cl750-41                                                      Page 1 of 2
25th street 7 Mile Radius                                               5/23/96
Benchmark - Regional Area Definition                             Detailed Report


              Shopping Center/Total Retail Expenditure Index: 101.7

                                  Demographics
               Total          Total      Household     Average     Median HH
          Population     Households     Population     HH Size        Income

1995         152,971         56,832        148,478        2.61       $38,900
2000         159,563         59,197        155,070        2.62       $45,195

                              Expenditure Potential
                                      1995
                         Area Yearly Growth Rate
                         Per Household            1.43%
                              Total               2.26%
                         Retail Support Potential (000)
                              1995:        6,342 sq. ft.

Product Potential               1995      2000    1995    2000       Yearly   Bench-
Within All Stores              Total     Total   $ Per   $ Per  Growth Rate     mark
                              ($000)    ($000)      HH      HH      Total $    Index

Apparel Store                 57,667    66,385   1,015   1,121        2.86%     99.1
Appliance Store                4,818     4,244      85      72       -2.51%     99.4
Auto-Aftermarket Store        96,941   103,993   1,706   1,757        1.41%    102.0
Convenience Store             52,788    56,120     929     948        1.23%    102.6
Dept. Store                   59,826    66,942   1,053   1,131        2.27%     99.6
Drug Store                    48,235    62,311     849   1,053        5.25%    108.0
Electronics Store             22,045    29,825     388     504        6.23%     99.8
Fast Food Restaurant Store    54,727    50,115     963     847       -1.75%    100.8
Full Serv Restaurant Store    53,918    48,950     949     827       -1.91%    101.4
Furniture Store               20,513    19,841     361     335       -0.66%     97.2
Grocery Store                237,547   276,942   4,180   4,678        3.12%    102.3
Hardware Store                10,653    11,879     187     201        2.20%    101.8
Home Centers Store            52,383    63,150     922   1,067        3.81%    105.4
Jewelry Store                  9,788    10,427     172     176        1.27%    101.8
Liquor Store                  14,381    13,366     253     226       -1.45%     99.5
Mass Merchandiser Store       80,841    93,262   1,422   1,575        2.90%    100.5
Photo Store                    1,117     1,139      20      19        0.39%    102.1
Shoe Store                    11,209    13,654     197     231        4.02%     99.1
Sporting Goods Store           9,997    11,960     176     202        3.65%     98.3
Toy Store                      7,292     7,115     128     120       -0.49%    100.5
Variety Store                  4,645     5,430      82      92        3.17%    100.8

Area defined by Circle: (40.689999,75.248715): 7 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - Cl750-41                                                       Page 2 of 2
25th street 7 Mile Radius                                                5/23/96
Benchmark - Regional Area Definition                             Detailed Report


Product Potential           1995       2000    1995    2000       Yearly  Bench-
Within All Stores          Total      Total   $ Per   $ Per  Growth Rate    mark
                          ($000)     ($000)      HH      HH      Total $   Index

Video Store                3,306      5,762      58      97       ll.75%   100.9

Total Shopping Center    914,638  1,022,810  16,094  17,278

All Other Stores         701,528    784,496  12,344  13,252

Total Retail           1,616,166  1,807,306  28,438  30,530

Expenditure Index-Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.689999,75.248715): 7 mile(s)
Benchmark :  Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

================================================================================
                                                            ADDENDUM F RENT ROLL
--------------------------------------------------------------------------------


                                   ADDENDUM F
                                    RENT ROLL


--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                                          Detail Rent Roll
                                                     25TH STREET SHOPPING CENTER
Report Date: 05/14/96
-----------------------------------------------------------------------------------------
                                      Rent Dates
Suite                                 Commence Expire       Square     Monthly Annual
No.   Tenant Name                     Start                 Footage    Base Rent Rate/SF
-----------------------------------------------------------------------------------------
00160 FIRE AND SHINE JEWELERY         09/25/90 03/31/97     1,200      1,650.00   16.50
                                      09/25/90



00220 AMC THEATER                     07/17/72 12/31/02     11,980      2,650.00   2.65
                                      07/17/72

00170 MANDARIN CHEF INC.              12/01/90 11/30/97      3,300      3,575.00  13.00
                                      12/01/90



00230 PIZZA HUT                       03/26/84 04/30/01      3,025      2,000.00   7.93
                                      03/26/84



00180 THOMAS & JEAN EBNETER           10/01/84 01/31/96      2,800      1,866.67   8.00
                                      10/01/84



00190 THE SECOND NATIONAL BANK        10/20/71 12/30/97      1,800      1,600.00  10.67
                                      10/20/71

00200 LONG JOHN SILVERS               11/25/75 04/30/96      1,728      1,800.00  12.50
                                      05/01/76

0007A GOLDEN BAGEL                    03/07/95 03/31/00      1,500      1,593.75  12.75
                                      03/07/95



0005A WORKOUT PLUS EASTON             02/15/95 02/28/00     11,766      6,373.25   6.50
                                      03/01/95



00250 H & R BLOCK                     09/16/95 04/30/00      3,100      2,234.58   8.65
                                      09/16/95







------------------------------------------------------------------------------------------
Total Building                        Occupied Sqft:  93%  122,477     94,132.89
                                     Available Sqft:   7%    9,000
                                         Total Sqft:       131,477
------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
                                                                                                        Page:  32
                                                                                                        Date: 05/14/96
Report Date: 05/14/96                                                                                   Time: 14:04:31
-----------------------------------------------------------------------------------------------------------------------
                                       --Cost Recovery------Expense----Other Income---- -----Future Rent Increases-----
No.   Tenant Name                      Description  Monthly  Stop  Description  Monthly    Date  Monthly  Amt.  Per SF
-----------------------------------------------------------------------------------------------------------------------
00160 FIRE AND SHINE JEWELERY                                      MAINTENANC     101.90
                                                                   REAL ESTAT      95.00
                                                                              ----------
                                                                                  196.90

00220 AMC THEATER                                                  MAINTENANC     149.75


00170 MANDARIN CHEF INC.                                           MAINIENANC     280.22
                                                                   REAL ESTAT     260.00
                                                                              ----------
                                                                                  540.22

00230 PIZZA HUT                                                    MAINTENANC      75.00
                                                                   REAL ESTAT     500.00
                                                                              ----------
                                                                                  575.00

00180 THOMAS & JEAN EBNETER                                        MAINTENANC     118.90
                                                                   REAL ESTAT     220.00
                                                                              ----------
                                                                                  338.90

00190 THE SECOND NATIONAL BANK                                     MAINTENANC      22.50


00200 LONG JOHN SILVERS                                            MAINTENANC      80.00


0007A GOLDEN BAGEL                                                 MAINTENANC     162.50  04/01/98   1,718.75   13.25
                                                                   REAL ESTAT     108.75  04/01/00   1,875.00   15.00
                                                                              ----------  04/01/03   2,062.50   16.50
                                                                                  271.25

0005A WORKOUT PLUS EASTON                                          MAINTENANC     821.95  03/01/97   8,334.25    8.50
                                                                   REAL ESTAT   1,460.04
                                                                              ----------
                                                                                2,281.99

00250 H & R BLOCK                                                                         05/01/97   2,294.00    8.80
                                                                                          05/01/98   2,356.00    9.10
                                                                                          05/01/99   2,415.42    9.50
                                                                                          05/01/00   2,474.83    9.50
                                                                                          05/01/01   2,536.83    9.80
                                                                                          05/01/02   2,596.25   10.00
                                                                                          05/01/03   2,658.25   10.25
                                                                                          05/01/04   2,717.67   10.5

-----------------------------------------------------------------------------------------
Total Building                                         0.00                   12,838.33


-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                                          Detail Rent Roll
                                                     25TH STREET SHOPPING CENTER
Report Date: 05/14/96
-----------------------------------------------------------------------------------------
                                      Rent Dates
Suite                                 Commence Expire       Square     Monthly Annual
No.   Tenant Name                     Start                 Footage    Base Rent Rate/SF
-----------------------------------------------------------------------------------------
00001A MJM INC.-MARYLAND FRIED CHIC   10/01/91 09/30/96     2,000      3,833.33   23.00
                                      10/01/91



OOO1B DELTA HOSIERY INC               06/01/89 05/07/96     1,080         850.00   9.44
                                      06/01/89

O001C DREAMSCAPE COMICS INC           10/01/90 09/30/96     1,200       1,900.00  19.00
                                      10/01/90



0001X CVS STORE #1305                 01/01/91 12/31/05    13,400      10,608.33   9.50
                                      01/01/91




0001Y PA STATE LIQUOR STORE           11/01/88 10/31/99     5,907      6,400.00   13.00
                                      11/01/88


00030 EMERGENCY ADM. CONSULTANTS      10/13/93 10/31/03     4,706      5,884.02   15.00
                                      10/13/93



00040 PAOLI BIKE & SPORTS INC         10/26/94 1O/31/99     3,395      2,404.80    8.50
                                      10/26/94



0005B RADIO SHACK #2035               03/01/93 02/28/03     2,510      1,987.08    9.50
                                      03/01/93



0005C ONE PRICE CLOTHING STORE #43    05/13/92 07/31/97     3,810      2,222.50    7.00
                                      05/13/92



00050 ROCKAWAY BEDDING INC            10/28/92 10/31/97     3,870      4,031.25   12.50
                                      10/01/92





00060 SHERWIN - WILLIAMS COMPANY      04/01/59 04/30/01     4,370      4,370.00   12.00
                                      04/01/59




-----------------------------------------------------------------------------------------------------------------------
                                                                                                        Page:  32
                                                                                                        Date: 05/14/96
Report Date: 05/14/96                                                                                   Time: 14:04:31
-----------------------------------------------------------------------------------------------------------------------
                                       --Cost Recovery------Expense----Other Income---- -----Future Rent Increases-----
No.   Tenant Name                      Description  Monthly  Stop  Description  Monthly    Date  Monthly  Amt.  Per SF
-----------------------------------------------------------------------------------------------------------------------
00001A MJM INC.-MARYLAND FRIED CHIC                                MAINTENANC     169.83
                                                                   REAL ESTAT     160.00
                                                                              ----------
                                                                                  329.83

OOO1B DELTA HOSIERY INC


O001C DREAMSCAPE COMICS INC                                        MAINTENANC     101.90
                                                                   REAL ESTAT      95.00
                                                                              ----------
                                                                                  196.90

0001X CVS STORE #1305                                              MAINTENANC     901.42  01/01/01   12,283.33   11.00
                                                                   INSURANCE      277.60
                                                                   REAL ESTAT   1,060.00
                                                                              ----------
                                                                                2,239.02

0001Y PA STATE LIQUOR STORE                                                               11/01/99    6,592.00   13.39
                                                                                          11/01/02    6,790.00   13.79
                                                                                          11/01/05    6,993.00   14.21

00030 EMERGENCY ADM. CONSULTANTS                                   MAINTENANC     405.00  11/01/96    6,764.33   17.25
                                                                   REAL ESTAT     245.00  11/01/00    7,779.92   19.84
                                                                              ----------
                                                                                  650.00

00040 PAOLI BIKE & SPORTS INC                                      MAINTENANC     273.12  11/01/96    2,574.54    9.10
                                                                   REAL ESTAT     181.07
                                                                              ----------
                                                                                  454.19

0005B RADIO SHACK #2035                                            MAINTENANC     135.67  03/01/98    2,405.42   11.50
                                                                   REAL ESTAT     190.00
                                                                              ----------
                                                                                  325.67

0005C ONE PRICE CLOTHING STORE #43                                 MAINTENANC     269.08  05/01/97    2,540.00    8.00
                                                                   REAL ESTAI     300.00  08/01/97    2,540.00    8.00
                                                                              ----------  08/01/99    2,698.75    8.50
                                                                                  569.08

00050 ROCKAWAY BEDDING INC                                         MAINIENANC     273.32  11/01/96    4,192.50   13.00
                                                                   REAL ESTAT     300.00  11/01/98    4,353,75   13.50
                                                                              ----------  11/01/00    4,515.00   14.00
                                                                                  573.32  11/01/02    4,676.25   14.50
                                                                                          11/01/04    4,837.50   15.00
                                                                                          11/01/06    4,998.75   15.50

00060 SHERWIN - WILLIAMS COMPANY                                   MAINTENANCE    372.20
                                                                   REAL ESIAT     345.00
                                                                              ----------
                                                                                  717.20


-----------------------------------------------------------------------------------------
                                                          Detail Rent Roll
                                                     25TH STREET SHOPPING CENTER
Report Date: 05/14/96
-----------------------------------------------------------------------------------------
                                      Rent Dates
Suite                                 Commence Expire       Square     Monthly Annual
No.   Tenant Name                     Start                 Footage    Base Rent Rate/SF
-----------------------------------------------------------------------------------------
0007B SUPERCUTS INC                   02/07/94 02/28/99     1,500      1,875.00   15.00
                                      02/07/94



00080 NATIONAL AUTO STORE #14         03/01/84 02/28/98     3,900      2,600.00    8.00
                                      03/01/84




0009A JENNY CRAIG #2224               05/01/91 04/30/96     2,280      3,420.00   18.00
                                      05/01/91




0009B ANTONIO'S PIZZA & DELI          10/01/89 09/30/98      2,280     2,945.00   15.50
                                      10/01/89



00100 F.W. WOOLWORTH COMPANY          05/15/57 01/31/98     15,400     1,500.00    1.17
                                      05/15/57

00110 F.BOUNOUTAS & J.APOSTOLOPOUL    04/11/91 04/30/97        720     1,110.00   18.50
                                      04/11/91



00120 HOLIDAY HAIR FASHIONS           01/01/88 12/31/98        900     1,312.50   17.50
                                      01/01/88



00130 HAISAM & OUMAYHA SANKARI        03/15/93 03/31/96      1,200     1,150.00   11.50
                                      03/15/93



00140 SALLY BEAUTY SUPPLY             06/01/89 05/31/96      1,200     1,950.00   19.50
                                      06/01/89



00210 MCDONALD'S #37-0168             11/03/72 11/11/98      3,450     4,583.33   15.94
                                      11/03/72

00150 TCBY                            04/02/90 04/30/98      1,200     1,852.50   18.52
                                      04/02/90



-----------------------------------------------------------------------------------------------------------------------
                                                                                                        Page:  31
                                                                                                        Date: 05/14/96
Report Date: 05/14/96                                                                                   Time: 14:04:31
-----------------------------------------------------------------------------------------------------------------------
                                       --Cost Recovery------Expense----Other Income---- -----Future Rent Increases-----
No.   Tenant Name                      Description  Monthly  Stop  Description  Monthly    Date  Monthly  Amt.  Per SF
-----------------------------------------------------------------------------------------------------------------------
0007B SUPERCUTS INC                                                MAINTENANC     104.79  07/01/96    2,000.00   16.00
                                                                   REAL ESTAT     101.37  03/01/99    2,125.00   17.00
                                                                             -----------  07/01/01    2,250.00   18.00
                                                                                  206.16

00080 NATIONAL AUTO STORE #14                                      MAINTENANC     227.50
                                                                   INSURANCE       11.54
                                                                   REAL ESTAT     310.00
                                                                             -----------
                                                                                  549.04

0009A JENNY CRAIG #2224                                            MAINTENANC     193.60  05/01/96    3,562.50   18.75
                                                                   REAL ESTAT     180.00  05/01/97    3,705.00   19.50
                                                                             -----------  05/01/98    3,847.50   20.25
                                                                                  373.60  05/01/99    3,990.00   21.00
                                                                                          05/01/00    4,180.00   22.00

0009B ANTONIO'S PIZZA & DELI                                       MAINTENANC     193.60  10/01/96    3,040.00   16.00
                                                                   REAL ESTAT     180.00
                                                                             -----------
                                                                                  373.60

00100 F.W. WOOLWORTH COMPANY


00110 F.BOUNOUTAS & J.APOSTOLOPOUL                                 MAINTENANC      61.14
                                                                   REAL ESTAT      60.00
                                                                             -----------
                                                                                  121.14

00120 HOLIDAY HAIR FASHIONS                                        MAINTENAHC      76.42
                                                                   REAL ESTAT      70.00
                                                                             -----------
                                                                                  146.42

00130 HAISAM & OUMAYHA SANKARI                                     MAINTENANC      84.75
                                                                   REAL ESTAT      95.00
                                                                             -----------
                                                                                  179.75

00140 SALLY BEAUTY SUPPLY                                          MAINTENANC     101.90
                                                                   REAL ESTAT      95.00
                                                                             -----------
                                                                                  196.90

00210 MCDONALD'S #37~0168


00150 TCBY                                                         MAIN1ENANC      85.01  05/01/97    1,900.00    19.00
                                                                   REAL ESTAT      95.00
                                                                             -----------
                                                                                  180.00

-----------------------------------------------------------------------------------------
                                                          Detail Rent Roll
                                                     25TH STREET SHOPPING CENTER
Report Date: 05/14/96
-----------------------------------------------------------------------------------------
                                      Rent Dates
Suite                                 Commence Expire       Square     Monthly Annual
No.   Tenant Name                     Start                 Footage    Base Rent Rate/SF
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Total Building                        Occupied Sqft:   0%        0          0.00
                                     Available Sqft: 100%        0
                                         Total Sqft:             0
-----------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                                                                                                     Page:  33
                                                                                                     Date: 05/14/96
Report Date: 05/14/96                                                                                Time: 14:04:56
--------------------------------------------------------------------------------------------------------------------
                                    --Cost Recovery------Expense----Other Income---- -----Future Rent Increases-----
No.   Tenant Name                   Description  Monthly  Stop  Description  Monthly    Date  Monthly  Amt.  Per SF
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Total Building                                      0.00                        0.00


--------------------------------------------------------------------------------------


================================================================================
                                                   ADDENDUM G - PRO-JECT REPORTS
--------------------------------------------------------------------------------


                                   ADDENDUM G
                                PRO-JECT REPORTS


--------------------------------------------------------------------------------

OPTION 1 DATES:         4/2000 TO  3/2005
SQUARE FOOTAGE:          1,500

MINIMUM RENT:
INITIAL RENT -    15.00/SF/YR
CHANGING TO  -    16.50/SF/YR ON  4/2003

PERCENTAGE RENT:

INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -    133.00/SF/YR
6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS:

          LENGTH    VACANT   SQ FT    MONTHS OF
TERM  YEARS MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  -------------  ------  --------  ---------  -----------  -----------
  1       5.00        3       NONE      NONE        YES            NO
  2       5.00        3       NONE      NONE        YES            NO

RENEWAL MINIMUM RENT:
MARKET RATE MK16 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:    GROWTH RATE LCBL
RENEWAL PAYOUT:         CASHED OUT


RENEWAL ALTERATIONS:    NONE

--------------------------------------------------------------------------------

# 31 - SUITE 0005A   ,  WORKOUT PLUS EASTN
BASE LEASE DATES:       3/1995 TO  2/2000
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:         11,766
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    6.50/SF/YR
CHANGING TO  -    8.50/SF/YR ON  3/1997

PERCENTAGE RENT:
INITIAL SALES -   0.00/SF/YR

                         25TH STREET SHOPPING CENTER, PA
                            PROJECT DESIGNATOR: 693L
                           REVISION: 6/17/96 @ 16:54
                           PROJECT ASSUMPTIONS REPORT
                             INCLUDING ALL TENANTS
                                 6/19/96 @ 15:56


BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF 25TH STREET SHOPPING CENTER, PA BEGINNING 6/1996 FOR 16 YEARS ON A FISCAL YEAR BASIS


AREA MEASURES
-------------

GLA
1996 VALUE - 131,477
THEREAFTER - CONSTANT


GROWTH RATES
------------

MRKT
1996 VALUE - 3.00
THEREAFTER - CONSTANT

OPEX
1996 VALUE - 3.00
THEREAFTER - CONSTANT

RETG
1996 VALUE - 3.00
THEREAFTER - CONSTANT

RENT
1996 VALUE - 3.00
THEREAFTER - CONSTANT

MISC
1996 VALUE - 3.00
THEREAFTER - CONSTANT

SALE
1996 VALUE - 3.00
THEREAFTER - CONSTANT

LCNW
1996 VALUE - 4.50
THEREAFTER - CONSTANT

LCRN
1996 VALUE - 2.25
THEREAFTER - CONSTANT

LCBL
+50.0% OF LCNW +50.0% OF LCRN


MARKET RATES
------------

MK16
1996 VALUE - 16.00
THEREAFTER - GROWING AT GROWTH RATE MRKT

MK13
1996 VALUE - 13.00

THEREAFTER - GROWING AT GROWTH RATE MRKT

MK11
1996 VALUE - 11.00
THEREAFTER - GROWING AT GROWTH RATE MRKT

MK85
1996 VALUE - 8.50
THEREAFTER - GROWING AT GROWTH RATE MRKT

MKPH
1996 VALUE - 11.57
THEREAFTER - GROWING AT GROWTH RATE MRKT

MKBK
1996 VALUE - 19.44
THEREAFTER - GROWING AT GROWTH RATE MIRKT

MKLJ
1996 VALUE - 20.25
THEREAFTER - GROWING AT GROWTH RATE MRKT


MISCELLANEOUS INCOMES
---------------------

NONE


EXPENSES
--------

COMMON AREA MAINT., REFERRED TO AS CAME
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE - 105,000
THEREAFTER - GROWING AT GROWTH RATE OPEX

INSURANCE          , REFERRED TO AS INSE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE - 13,000
THEREAFTER - GROWING AT GROWTH RATE OPEX

REAL ESTATE TAXES , REFERRED TO AS RETE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE - 162,298
THEREAFTER - GROWING AT GROWTH RATE RETG

MANAGEMENT FEE     , REFERRED TO AS MGMT
AN INFORMATIONAL EXPENSE
1996 VALUE -  29,194
1997 VALUE -  31,335
1998 VALUE -  33,052
1999 VALUE -  34,778
2000 VALUE -  35,448
2001 VALUE -  35,197
2002 VALUE -  37,128
2003 VALUE -  36,924
2004 VALUE -  39,832
2005 VALUE -  40,123
2006 VALUE -  40,306
2007 VALUE -  42,968
2008 VALUE -  43,174
2009 VALUE -  46,582
2010 VALUE -  46,448
2011 VALUE -  48,257
THEREAFTER - CONSTANT
CAM - RECVORY      , REFERRED TO AS CAM1

AN INFORMATIONAL EXPENSE
+100.0% OF CAME+100.0% OF INSE
+100.0% OF MGMT

CAM - RECY-NO INS    , REFERRED TO AS CAM2
AN INFORMATIONAL EXPENSE
+100.0% OF CAME+100.0% OF MGMT

R.E. TAX-RECVY         , REFERRED TO AS RETR
AN INFORMATIONAL EXPENSE
+100.0% OF RETE


VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE - 3.00
THEREAFTER - CONSTANT


MANAGEMENT FEE
--------------

PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
PASSED THROUGH TO TENANTS USING EXPENSE MGMT
1996 VALUE - 2.00
THEREAFTER - CONSTANT


COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 - 0.000% OF TOTAL RENT

STANDARD METHOD #2 - 0.000% OF TOTAL RENT

STANDARD METHOD #3 - 0.000% OF TOTAL RENT

STANDARD METHOD #4 - 0.000% OF TOTAL RENT

STANDARD METHOD #5 - 0.000% OF TOTAL RENT


COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


ALTERATION CALCULATION
----------------------

  NONE

ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


COMMON AREA MAINTENANCE POOL
----------------------------

NONE


CAPITAL EXPENDITURES
--------------------

RESERVES
1996 VALUE - 13,148
THEREAFTER - GROWING AT GROWTH RATE OPEX


PRIMARY CLASSIFICATION CODES
----------------------------

NONE


SECONDARY CLASSIFICATION CODES
------------------------------

NONE


COST CENTERS
------------

     1 - CAM
     2 - RET


SALES VOLUME PROFILE
--------------------

           PERCENT OF       RELATIVE
MONTH     ANNUAL SALES      VOLUME
-----     ------------      ------
JAN            8.33%          1.00
FEB            8.33%          1.00
MAR            8.33%          1.00
APR            8.33%          1.00
MAY            8.33%          1.00
JUN            8.33%          1.00
JUL            8.33%          1.00
AUG            8.33%          1.00
SEP            8.33%          1.00
OCT            8.33%          1.00
NOV            8.33%          1.00
DEC            8.33%          1.00
             ------          -----
TOTALS       100.00%         12.00


GLOBAL RECOVERIES
-----------------

CAM - RECVORY     , REFERRED TO AS CAM1
ASSIGNED TO COST CENTER   1 - CAM
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM - RECY-NO INS , REFERRED TO AS CAM2
ASSIGNED TO COST CENTER    1 - CAM
PRO RATA SHARE RECOVERY OF EXPENSE CAM2
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

R.E. TAX-RECVY    , REFERRED TO AS RETR
ASSIGNED TO COST CENTER    2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH


TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR


SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET


REFERENCE TENANTS
-----------------

  NONE


TENANTS
-------

THERE ARE A TOTAL OF  33 LEASEHOLD TENANT(S)

# 1 - SUITE 000lA    , MJM INC.
BASE LEASE DATES:       10/1991 TO  9/1996
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:         2,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 23.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES - 275.50/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT - 261.00/SF/YR
  8.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:   NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH      VACANT    SQ FT   MONTHS OF
TERM  YEARS.MONTHS    MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------    ------  --------  ---------  -----------  -----------
  1        5.00         3       NONE       NONE        YES           NO
  2        5.00         3       NONE       NONE        YES           NO
  3        5.00         3       NONE       NONE        YES           NO
  4        5.00         3       NONE       NONE        YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK13 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:   GROWTH RATE LCBL
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

# 2 - SUITE 0001B      , TSR PAGING
BASE LEASE DATES:         6/1996 TO 5/2001
TYPE OF TENANT:           RETAIL
SQUARE FOOTAGE:           1,080
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     15.00/SF/YR
CHANGING TO  -     16.00/SF/YR ON 6/1989

PERCENTAGE RENT:
INITIAL SALES -     0.00/SF/YR
THEREAFTER    -  GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:   NONE

ALTERATIONS:   NONE


SPECULATIVE RENEWALS:

          LENGTH    VACANT   SQ FT    MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
   1      5.00         3       NONE      NONE        YES           NO
   2      5.00         3       NONE      NONE        YES           NO
   3      5.00         3       NONE      NONE        YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK16 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:   GROWTH RATE LCBL
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

# 3 - SUITE 0001C      , DREAMSCAPE COMICS
BASE LEASE DATES:        10/1990 TO  9/1996
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:          1,200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 19.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES - 270.80/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:   NONE

ALTERATIONS:   NONE

OPTION 1 DATES:          10/1996 TO  9/1998
SQUARE FOOTAGE:            1,200

MINIMUM RENT:

INITIAL RENT - 19.50/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:   NONE

ALTERATIONS:   NONE

OPTION 2 DATES:        10/1998 TO  9/1999
SQUARE FOOTAGE:          1,200

MINIMUM RENT:
INITIAL RENT - 20.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:   NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

            LENGTH    VACANT   SQ FT    MONTHS OF
  TERM  YEARS.MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
  ----  ------------  ------  --------  ---------  -----------  -----------
   1        5.00         3      NONE       NONE        YES           NO
   2        5.00         3      NONE       NONE        YES           NO
   3        5.00         3      NONE       NONE        YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK16 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:    GROWTH RATE LCBL
RENEWAL PAYOLL:         CASHED OUT

RENEWAL ALTERATIONS:    NONE

--------------------------------------------------------------------------------

# 4 - SUITE 0001X   , CYS STORE #1305
BASE LEASE DATES:        1/1991 TO 12/2005
TYPE OF TENANT:          RETAIL
SCUARE FOOTAGE:          13,400
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  9.50/SF/YR
CHANGING TO  - 11.00/SF/YR ON 1/2001

PERCENTAGE RENT:
INITIAL SALES - 256.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  3.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

GLOBAL GROUPING
GLOBAL RECOVERY RETR

INSURANCE
ASSIGNED TO COST CENTER       1 - CAM
DIRECT INPUT OF AMOUNTS OR RATES
1996 LEASE YEAR VALUE -  0.25/SF

COMMISSIONS:   NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS:

            LENGTH     VACANT    SQ FT   MONTHS OF
   TERM  YEARS MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
   ----  ------------  ------  --------  ---------  -----------  -----------
    1        5.00         3      NONE       NONE        YES          NO
    2        5.00         3      NONE       NONE        YES          NO

RENEWAL MINIMUM RENT:
MARKET RATE MK85 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL

RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE
#5 - SUITE 0001Y     , PA STATE LIQUOR
BASE LEASE DATES:        11/1988 TO 11/1999
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           5,907
SUBJECT TO VACANCY ALLOWANCE
MINIMUM RENT:

INITIAL RENT - 13.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES - 0.00/SF/YR
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:   NONE

RECOVERIES:   NONE

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

          LENGTH    VACANT    SQ FT   MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
  1       5.00         3      NONE       NONE        YES          NO
  2       5.00         3      NONE       NONE        YES          NO
  3       5.00         3      NONE       NONE        YES          NO

RENEWAL MINIMUM RENT:
MARKET RATE MK11 MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:   GROWTH RATE LCBL
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

#  6 - SUITE 00030     , EMERGENCY ADM.CONS
BASE LEASE DATES:        10/1993 TO 10/2003
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           4,706
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    15.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    0.00/SF/YR

THEREAFTER - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

          LENGTH    VACANT   SQ FT    MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
  1       5.00         3      NONE       NONE        YES           NO
  2       5.00         3      NONE       NONE        YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MKl1 MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:   GROWTH RATE LCBL
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

#  7 - SUITE 00040     , PAOLI BIKE & SPORT
BASE LEASE DATES:        10/1994 TO 11/1999
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           3,395
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 8.50/SF/YR
CHANGING TO  - 9.10/SF/YR ON 11/1996

PERCENTAGE RENT:
INITIAL SALES - 88.37/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT   - 191.00/SF/YR
CHANGING TO          - 210.00/SF/YR ON 11/1996
  5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:   NONE

OPTION 1 DATES:          11/1999 TO 10/2004
SQUARE FOOTAGE:            3,395

MINIMUM RENT:
INITIAL RENT -      10.00/SF/YR

PERCENTAGE RENT:

INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT   - 191.00/SF/YR
CHANGING TO          - 210.00/SF/YR ON 11/1996
   5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT    SQ FT   MONTHS OF
TERM  YEARS MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
  1        5.00        3       NONE      NONE        YES           NO
  2        5.00        3       NONE      NONE        YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK11 MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:   GROWTH RATE LCBL
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

#  8 - SUITE 0005B   , RADIO SNACK #2035
BASE LEASE DATES:        3/1993 TO 2/2003
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           2,510

SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  9.50/SF/YR
CHANGING TO  - 11.51/SF/YR ON  3/1998

PERCENTAGE RENT:
INITIAL SALES - 223.10/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  3.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH    VACANT    SQ FT   MONTHS OF
TERM  YEARS MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
  1        5.00        3      NONE       NONE        YES          NO
  2        5.00        3      NONE       NONE        YES          NO

RENEWAL MINIMUM RENT:
MARKET RATE MK13 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:   GROWTH RATE LCBL
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

#  9 - SUITE 0005C   , ONE PRICE CLOTHING
BASE LEASE DATES:        5/1992 TO  7/1997
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           3,810
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT   -   7.00/SF/YR
CHANGING TO    -   8.00/SF/YR ON  5/1997

PERCENTAGE RENT:
INITIAL SALES -   95.80/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE

INITIAL BREAKPOINT -     200.00/SF/YR
  4.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 1 DATES:          8/1997 TO  7/2002
SQUARE FOOTAGE:           3,810

MINIMUM RENT:
INITIAL RENT -  8.00/SF/YR
CHANGING TO  -  8.50/SF/YR ON  8/1999

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT - 200.00/SF/YR
  4.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH    VACANT   SQ FT    MONTHS OF
TERM  YEARS MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
  1        5.00        3       NONE      NONE         YES          NO
  2        5.00        3       NONE      NONE         YES          NO

RENEWAL MINIMUM RENT:
MARKET RATE MK11 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:   GROWTH RATE LCBL

RENEWAL PAYOUT:        CASHED OUT
RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

# 10 - SUITE 0005D   , ROCKAWAY BEDDING
BASE LEASE DATES:        10/1992 TO 10/1997
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           3,870
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  12.50/SF/YR
CHANGING TO  -  13.00/SF/YR ON 11/1996

PERCENTAGE RENT:
INITIAL SALES -  0.00/SF/YR
THEREAFTER    -  GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT     SQ FT   MONTHS OF
TERM  YEARS MONTHS  MONTHS   INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------   --------  ---------  -----------  -----------
  1        5.00        3       NONE       NONE        YES          NO
  2        5.00        3       NONE       NONE        YES          NO
  3        5.00        3       NONE       NONE        YES          NO

RENEWAL MINIMUM RENT:
MARKET RATE MK11 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:   GROWTH RATE LCBL
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

# 11 - SUITE 00060   , SHERWIN-WILLIAMS
BASE LEASE DATES:      4/1994 TO  4/2001
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:         4,370

SUBJECT TO VACANCY ALLOWANCE
MINIMUM RENT:
INITIAL RENT - 12.00/SF/YR

PERCENTAGE RENT:
CATEGORY 1 INITIAL SALES -    46.00/SF/YR, GROWING AT GROWTH RATE SALE
CATEGORY 2 INITIAL SALES -   137.00/SF/YR, GROWING AT GROWTH RATE SALE
WITH A ZERO BREAKPOINT LESS MINIMUM RENT
CATEGORY 1 OVERAGE % -   5.00% TO AN UNLIMITED CEILING
CATEGORY 2 OVERAGE % -   2.50% TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH    VACANT    SQ FT   MONTHS OF
TERM  YEARS MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
  1        5.00       3       NONE       NONE         YES          NO
  2        5.00       3       NONE       NONE         YES          NO
  3        5.00       3       NONE       NONE         YES          NO

RENEWAL MINIMUM RENT:
MARKET RATE MKl1 MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

RENEWAL COMMISSIONS:   GROWTH RATE LCBL

RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

# 12 - SUITE 0007B   , SUPERCUTS, INC.
BASE LEASE DATES:      2/1994 TO  2/1999
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        1,500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   15.00/SF/YR
CHANGING TO  -   16.00/SF/YR ON 7/1996

PERCENTAGE RENT:
INITIAL SALES -   0.00/SF/YR

                                                                         PAGE 17
THEREAFTER     - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:   NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:   NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT   SQ FT    MONTHS OF
   TERM  YEARS. MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
   ----  -------------  ------  --------  ---------  -----------  -----------
    1        5.00         3        NONE      NONE        YES          NO
    2        5.00         3        NONE      NONE        YES          NO
    3        5.00         3        NONE      NONE        YES          NO

RENEWAL MINIMUM RENT:
MARKET RATE MK16 MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:    GROWTH RATE LCBL

RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    NONE

--------------------------------------------------------------------------------

# 13 - SUITE 00080    , NAT'L AUTO STORE
BASE LEASE DATES:       3/1984 TO  2/1998
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:         3,900
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     8.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  256.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT - 200.00/SF/YR
  2.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

COMMISSIONS:   NONE

ALTERATIONS:   NONE

OPTION 1 DATES:           3/1998 TO  2/2013
SQUARE FOOTAGE:            3,900

MINIMUM RENT:
INITIAL RENT -       9.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT - 200.00/SF/YR
   2.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH     VACANT   SQ FT    MONTHS OF
TERM   YEARS.MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----   ------------  ------  --------  ---------  -----------  -----------
  1        5.00        3       NONE       NONE         YES         NO
  2        5.00        3       NONE       NONE         YES         NO

RENEWAL MINIMUM RENT:
MARKET RATE MK11 MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

RENEWAL COMMISSIONS:    GROWTH RATE LCBL
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    NONE

--------------------------------------------------------------------------------

# 14 - SUITE 0009A     , JENNY CRAIG #2224
BASE LEASE DATES:        5/1996 TO  4/2001
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           2,280
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT   -    18.75/SF/YR
CHANGING TO    -    19.50/SF/YR ON 5/1997
CHANGING TO    -    20.25/SF/YR ON 5/1998
CHANGING TO    -    21.20/SF/YR ON 5/1999
CHANGING TO    -    22.00/SP/YR ON 5/2000


PERCENTAGE RENT:
INITIAL SALES  -     0.00/SF/YR
THEREAFTER     - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:   NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH    VACANT   SQ FT    MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
  1        5.00        3       NONE      NONE        YES          NO
  2        5.00        3       NONE      NONE        YES          NO
  3        5.00        3       NONE      NONE        YES          NO

RENEWAL MINIMUM RENT:
MARKET RATE MKl3 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

RENEWAL COMMISSIONS:    GROWTH RATE LCBL
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    NONE

--------------------------------------------------------------------------------

# 15 - SUITE 0009B      , ANTONIOS PIZZA
BASE LEASE DATES:        10/1989 TO  9/1998
TYPE OF TENANT:           RETAIL
SQUARE FOOTAGE:            2,280
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     15.50/SF/YR
CHANGING TO  -     16.00/SF/YR ON 10/1996

PERCENTAGE RENT:
INITIAL SALES -   116.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE

INITIAL BREAKPOINT -   183.10/SF/YR
CHANGING TO        -   160.10/SF/YR ON 10/1996
  7.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH    VACANT    SQ FT   MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
  1        5.00       3       NONE       NONE        YES          NO
  2        5.00       3       NONE       NONE        YES          NO
  3        5.00       3       NONE       NONE        YES          NO

RENEWAL MINIMUM RENT:
MARKET RATE MK13 MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

RENEWAL COMMISSIONS:    GROWTH RATE LCBL
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    NONE

--------------------------------------------------------------------------------

# 16 - SUITE 00100   , F.W. WOOLWORTH CO.
BASE LEASE DATES:      5/1994 TO  1/1998
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        15,400
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      1.17/SF/YR

PERCENTAGE RENT:
INITIAL SALES -   71.43/SF/YR
THEREAFTER   - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  4.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:   NONE

COMMISSIONS:  NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

            LENGTH    VACANT   SQ FT    MONTHS OF
  TERM  YEARS.MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
  ----  ------------  ------  --------  ---------  -----------  -----------
     1       5.03        3      NONE      NONE         YES           NO
     2       5.03        3      NONE      NONE         YES           NO
     3       5.00        3      NONE      NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK85 MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S} WILL CONTINCE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

RENEWAL COMMISSIONS:    GROWTH RATE LCBL
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    NONE

--------------------------------------------------------------------------------

# 17 - SUITE 00110     , BOUNOUTAS & J APOS
BASE LEASE DATES:        4/1991 TO  4/1997
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:            720
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    18.50/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  329.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

           LENGTH      VACANT    SQ FT     MONTHS OF
 TERM    YEARS.MONTHS  MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
 ----    ------------  ------   --------   ---------  -----------   -----------
    1        5.00         3       NONE        NONE        YES            NO
    2        5.00         3       NONE        NONE        YES            NO

    3        5.00         3       NONE        NONE        YES            NO

RENEWAL MINIMUM RENT:
MARKET RATE MK16 MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:   GROWTH RATE LCBL
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

# 18 - SUITE 00120     , HOLIDAY HAIR FASH
BASE LEASE DATES:        1/1988 TO 12/1998
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:          900
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    17.50/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  200.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

COMMISSIONS:    NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS:

          LENGTH     VACANT   SQ FT    MONTHS OF
TERM   YEARS MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----   ------------  ------  --------  ---------  -----------  -----------
  1        5.00        3       NONE       NONE        YES           NO
  2        5.00        3       NONE       NONE        YES           NO
  3        5.00        3       NONE       NONE        YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK16 MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

RENEWAL COMMISSIONS:    GROWTH RATE LCBL
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    NONE

--------------------------------------------------------------------------------

# 19 - SUITE 00130    , VACANT

BASE LEASE DATES:       1/1997 TO 12/2001
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:         1,200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - MARKET RATE MK16

PERCENTAGE RENT:
INITIAL SALES - 0.00/SF/YR
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

COMMISSIONS:    GROWTH RATE LCNW
PAYOUT:         CASHED OUT

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH     VACANT    SQ FT   MONTHS OF
 TERM  YEARS.MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
 ----  ------------  ------  --------  ---------  -----------  -----------
    1      5.00         3      NONE       NONE        YES           NO
    2      5.00         3      NONE       NONE        YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK16 MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

RENEWAL COMMISSIONS:   GROWTH RATE LCBL
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------
# 20 - SUITE 00140   , SALLY BEAUTY SUPLY
BASE LEASE DATES:      6/1996 TO  5/1998
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        1,200
SUBJECT TO VACANCY ALLOWANCE
MINIMUM RENT:
INITIAL RENT - 16.50/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  483.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -   318.00/SF/YR
  4.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
OLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

COMMISSIONS:    NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS:

        LENGTH      VACANT   SQ FT    MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
  1        5.00       3       NONE       NONE        YES          NO
  2        5.00       3       NONE       NONE        YES          NO
  3        5.00       3       NONE       NONE        YES          NO

RENEWAL MINIMUM RENT:
MARKET RATE MK16 MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

RENEWAL COMMISSIONS:   GROWTH RATE LCBL
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

# 21 - SUITE 00210     , MCDONALDS #37-0168
BASE LEASE DATES:        11/1972 TO 11/1998
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:          3,450
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  15.94/SF/YR

PERCENTAGE RENT:
NITIAL SALES -   0.00/SF/YR
THEREAFTER   - GROWING AT  0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT

RECAPTURES:   NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 1 DATES:          12/1998 TO 11/2003
SQUARE FOOTAGE:            3,450

MINIMUM RENT:
INITIAL RENT -    18.84/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINIUED FROM PRIOR TERM
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:   NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:   NONE

ALTERATIONS:   NONE

OPTION 2 DATES:         12/2003 TO 11/2008
SQUARE FOOTAGE:           3,450

MINIMUM RENT:
INITIAL RENT -      21.74/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:   NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 3 DATES:         12/2003 TO 11/2013
SQUARE FOOTAGE:            3,450

MINIMUM RENT:
INITIAL RENT -      24.01/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMIMISSIONS:   NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

# 22 - SUITE 00150     , TCBY
BASE LEASE DATES:        4/1990 TO  4/1998
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           1,200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   18.52/SF/YR
CHANGING TO  -   19.00/SF/YR ON  5/1997

PERCENTAGE RENT:
INITIAL SALES -  83.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT - 226.00/SF/YR
  8.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

        LENGTH      VACANT   SQ FT    MONTHS OF
TERM  YEARS MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
  1       5.00         3      NONE       NONE        YES           NO
  2       5.00         3      NONE       NONE        YES           NO
  3       5.00         3      NONE       NONE        YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK16 MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:


GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:     GROWTH RATE LCBL
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     NONE

--------------------------------------------------------------------------------

# 23 - SUITE 00160   , FIRE AND SHINE
BASE LEASE DATES:      9/1990 TO  3/1997
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        1,200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      16.50/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  122.50/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATUNAL BREAKPOINT PLUS MINIMUM RENT
  7.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT   SQ FT    MONTHS OF
TERM  YEARS MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
  1        5.00        3       NONE      NONE        YES           NO
  2        5.00        3       NONE      NONE        YES           NO
  3        5.00        3       NONE      NONE        YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MKl6 MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:    GROWTH RATE LCBL
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    NONE

--------------------------------------------------------------------------------

# 24 - SUITE 00220   , AMC THEATER
BASE LEASE DATES:      7/1972 TO 12/2012
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        11,980
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      2.65/SF/YR

PERCENTAGE RENT:
INITIAL SALES -     61.77/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -    25.00/SF/YR
  10.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

# 25 - SUITE 00170      , MANDARIN CHEF, INC
BASE LEASE DATES:         12/1990 TO 11/1997
TYPE OF TENANT:           RETAIL
SQUARE FOOTAGE:            3,300
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      13.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -     41.50/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  7.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

COMMISSIONS:    NONE
ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

          LENGTH    VACANT   SQ FT    MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
   1       5.00        3      NONE      NONE         YES           NO
   2       5.00        3      NONE      NONE         YES           NO
   3       5.00        3      NONE      NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK11 MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

RENEWAL COMMISSIONS:     GROWTH RATE LCBL
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     NONE

--------------------------------------------------------------------------------

# 26 - SUITE 00230   , PIZZA HUT
BASE LEASE DATES:      3/1984 TO 4/2001
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        3,025
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   7.93/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  231.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREARPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER     1 - CAM
DIRECT INPUT OF AMOUNTS OR RATES
1996 LEASE YEAR VALUE -  0.30/SF

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH     VACANT   SQ FT    MONTHS OF
TERM   YEARS.MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----   ------------  ------  --------  ---------  -----------  -----------
  1        5.00         3      NONE       NONE        YES         NO
  2        5.00         3      NONE       NONE        YES         NO
  3        5.00         3      NONE       NONE        YES         NO

RENEWAL MINIMUM RENT:
MARKET RATE MKPH MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S): WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:     GROWTH RATE LCBL

RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     NONE

--------------------------------------------------------------------------------

# 27 - SUITE 00180   , 99 CENT STORE
BASE LEASE DATES:      7/1996 TO  6/1997
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        2,800
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   10.00/SF/YR
CHANGING TO  -    9.00/SF/YR ON 7/1997
CHANGING TO  -   10.00/SF/YR ON 7/1998

PERCENTAGE RENT:
INITIAL SALES -  179.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  3.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:   NONE

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 1 DATES:      7/1997 TO  6/2001
SQUARE FOOTAGE:       2,800

MINIMUM RENT:
INITIAL RENT -   10.00/SF/YR
CHANGING TO  -    9.00/SF/YR ON  7/1997
CHANGING TO  -   10.00/SF/YR ON  7/1998

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  3.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH    VACANT   SQ FT    MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
   1       5.00       3       NONE       NONE        YES           NO
   2       5.00       3       NONE       NONE        YES           NO
   3       5.00       3       NONE       NONE        YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK13 MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
LOBAL RECOVERY RETR

RENEWAL COMMISSIONS:     GROWTH RATE LCBL
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     NONE

--------------------------------------------------------------------------------

# 28 - SUITE 00190   , THE 2ND NATIONAL
BASE LEASE DATES:      10/1971 TO 12/1997

TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        1,800
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    10.67/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    0.00/SF/YR
THEREAFTER      - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:   NONE


RECOVERIES:

CAM
ASSIGNED TO COST CENTER        1 - CAM
DIRECT INPUT OF AMOUNTS OR RATES
1996 LEASE YEAR VALUE -  0.15/SF

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 1 DATES:          1/1998 TO 12/2007
SQUARE FOOTAGE:            1,800

MINIMUM RENT:

                                                                       PAGE  32
INITIAL RENT -      10.67/SF/YR

PERCENTAGE RENT:
INITIAL SALES  - CONTINUED FROM PRIOR TERM
THEREAFTER     - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:   NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER     1 - CAM
DIRECT INPUT OF AMOUNTS OR RATES
1996 LEASE YEAR VALUE -  0.15/SF

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH    VACANT   SQ FT    MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
 1         5.00       3       NONE      NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MKBK MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:    GROWTH RATE LCBL

RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    NONE

--------------------------------------------------------------------------------

# 29 - SUITE 00200   , LONG JOHN SILVERS
BASE LEASE DATES:      5/1976 TO 4/2001
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        1,728
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    12.50/SF/YR

PERCENTAGE RENT:
INITIAL SALES -   579.00/SF/YR
THEREAFTER    -   GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER     1 - CAM

DIRECT INPUT OF AMOUNTS OR RATES
1995 LEASE YEAR VALUE -  0.56/SF

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT    SQ FT   MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
   1       5.00        3      NONE       NONE        YES          NO
   2       5.00        3      NONE       NONE        YES          NO
   3       5.00        3      NONE       NONE        YES          NO

RENEWAL MINIMUM RENT:
MARKET RATE MKLJ MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:    GROWTH RATE LCBL
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    NONE

--------------------------------------------------------------------------------

# 30 - SUITE 0007A   , GOLDEN BAGEL
BASE LEASE DATES:      3/1995 TO  3/2000
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:            1,500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   12.75/SF/YR
CHANGING TO  -   13.75/SF/YR ON 4/1998

PERCENTAGE RENT:
INITIAL SALES -  100.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -   133.00/SF/YR
   6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:     NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:    NONE

THEREAFTER    - GROWING AT  0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:   NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

        LENGTH      VACANT    SQ FT   MONTHS OF
TERM  YEARS MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
  1       5.00         3      NONE      NONE         YES          NO
  2       5.00         3      NONE      NONE         YES          NO
  3       5.00         3      NONE      NONE         YES          NO

RENEWAL MINIMUM RENT:
MARKET RATE MK85 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:     GROWTH RATE LCBL
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     NONE

--------------------------------------------------------------------------------

# 32 - SUITE 00250   , H & R BLOCK
BASE LEASE DATES:      9/1995 TO 4/2000
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        3,100
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT   -    8.65/SF/YR
CHANGING TO    -    8.88/SF/YR ON 5/1997
CHANGING TO    -    9.12/SF/YR ON 5/1998
CHANGING TO    -    9.35/SF/YR ON 5/1999

PERCENTAGE RENT:
INITIAL SALES  -    0.00/SF/YR
THEREAFTER     - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:   NONE

RECOVERIES:   NONE
COMMISSIONS:  NONE

ALTERATIONS:    NONE
OPTION 1 DATES:      5/2000 TO 4/2005
SQUARE FOOTAGE:       3,100

MINIMUM RENT:
INITIAL RENT   -  9.58/SF/YR
CHANGING TO    -  9.82/SF/YR ON 5/2001
CHANGING TO    - 10.05/SF/YR ON 5/2002
CHANGING TO    - 10.29/SF/YR ON 5/2003
CHANGING TO    - 10.52/SF/YR ON 5/2004

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:   NONE

RECOVERIES:   NONE

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH    VACANT   SQ FT    MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
   1       5.00        3      NONE       NONE        YES          NO
   2       5.00        3      NONE       NONE        YES          NO

RENEWAL MINIMUM RENT:
MARKET RATE MK11 MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

RENEWAL COMMISSIONS:     GROWTH RATE LCBL
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     NONE

--------------------------------------------------------------------------------

# 33 - WESTERN AUTO

BASE LEASE DATES:        9/1996 TO  8/2001
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:          9,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      8.50/SF/YR

PERCENTAGE RENT:
INITIAL SALES -     0.00/SF/YR
THEREAFTER    - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH    VACANT   SQ FT    MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------  -----------  -----------
   1      5.00         3      NONE      NONE         YES          NO
   2      5.00         3      NONE      NONE         YES          NO
   3      5.00         3      NONE      NONE         YES          NO

RENEWAL MINIMUM RENT:
MARKET RATE MK85 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

RENEWAL COMMISSIONS:    GROWTH RATE LCBL
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    NONE

================================================================================
                                                  ADDENDUM H - ENGAGEMENT LETTER
--------------------------------------------------------------------------------


                                   ADDENDUM H
                                ENGAGEMENT LETTER


--------------------------------------------------------------------------------

             [Letterhead of CB Commercial Real Estate Group, Inc.]


May 8, 1996




Mr. Josh Kane
Chief Financial Officer
MARK CENTERS TRUST
660 Third Avenue
Kingston, PA 18704

Re: 17 Shopping Centers
       Nationwide

Dear Mr. Kane:

At your request, we are pleased to submit the following proposal to appraise the above referenced properties. The purpose of this assignment is to estimate the market value of the leased fee interest. We understand the appraisal reports are to be used for mortgage underwriting purposes. We also understand that the reports will be used by Mark Centers Trust and Morgan Stanley. The properties are briefly described on attachment "A".

Our complete valuation will be presented in a self contained (narrative) format and will contain a complete description of the property along with pertinent exhibits and photographs together with supporting factual data and analysis necessary to convey our opinion of value. We will value the property based upon the cost, income and market approaches to value, where applicable, correlating our findings into a final value conclusion.

The report will be prepared in conformity with and will be subject to the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Each report will also conform to the Uniform Standards of Professional Appraisal Practice ("USPAP') and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and the Morgan Stanley Capital Appraisal Standards described in Attachment "B".

We assume that there are no major or significant items of deferred maintenance beyond normal wear and tear for properties of their age as of the date of the appraisal which would require the expertise of a professional contractor to estimate the cost of such repairs. If such repairs need to be considered in this appraisal, such estimates are to be provided by a qualified firm hired by you and at no cost to us.

The total fee for the assignment is $68,000 ($4,000 per property) including all travel and related expenses which is due and payable upon delivery of the reports. If we are asked to cancel the assignment within two weeks of our engagement an upset fee equal to 50% will be due and payable. If cancellation occurs between two and three weeks, the upset fee will be equal to 75% and any time after three weeks the full fee will be due and payable.

We will furnish you with three copies of our final report within four to five weeks of our authorization. Authorization occurs upon our receipt of an executed copy of this proposal and our delivery date is contingent upon the timely receipt of all necessary property information, financial statements and detailed lease information. If all requested data and information is not available as of the authorized date, we reserve the right to extend the delivery date by the amount of time it takes to receive the requested information.

May 8, 1996
Mr. Kane
Page 2

In order to complete this assignment in a timely manner, we will require the following specific information, if available:

      o     Copy of Ground Lease, if Leasehold

      o     Legal descriptions.

      o     Current rent roll.

      o     Copy of Leases or abstracts

      o     Expense reimbursements on a tenant by tenant basis

      o     Building area calculations and surveys.

      o     Operating statements for the past three full years.

      o     Current year expenses to date.

      o     A copy of the current budget.

      o Copies of any toxic engineering reports dealing with underground tanks, PCB's, asbestos or chemical spills, if available.

      o     A copy of the next fiscal year's budget, if available.

      o A list of major repairs which have recently been made, or are scheduled to be made in the next 18 months.

      o Name and phone number(s) of on-site superintendent(s), or local management firm or trustee for physical inspection.

      o Notice of any pending changes to the rent roll or pertinent information regarding the current status of the tenants.

If we are requested to give court testimony an additional fee will be charged on an hourly basis at $300 per hour for designated MAI-appraisers and $175 for non-designated appraisers. Said hourly billings pertain to court preparation, waiting and travel time, document review and preparation (excludes narrative appraisal report) and all meetings related to court testimony.

The client may provide only complete, final copies of the appraisal report to third parties who shall rely on such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Commercial, or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors without the need to provide us with an Indemnification Agreement and/or NonReliance letter.

In addition to the fee for this assignment, you agree to compensate us at a rate to be mutually agreed to, for any time expended by us should we be required (by subpoena or otherwise) or requested by you, your representatives or other entity to become involved in any litigation or

May 8,1996
Mr. Kane
Page 3

legal proceeding in any way involving this engagement to which we are not a party, the appraisal work we produce or the property which is the subject of this assignment. You also agree to pay, on demand, all reasonable expenses which we incur in connection with any litigation or proceedings including the fees of our attorneys.

You acknowledge that we are being retained hereunder as an independent contractor to perform the services described herein and nothing in this agreement shall be deemed to create any other relationship between us. This assignment will be deemed concluded and the services hereunder completed upon delivery to you of the appraisal report discussed herein.

If these terms are acceptable, please authorize us to proceed by having an officer of the corporation, managing general partner, principal, owner, or a contractually responsible party sign the enclosed copy of this proposal with "Terms and Conditions" and return it to us for our permanent file. Upon receipt of your authorization, we will schedule the necessary personnel to complete the project in a timely manner.

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please do not hesitate to give me a call.

Sincerely,

CB COMMERCIAL REAL ESTATE GROUP, INC.
Appraisal


/s/ Michael R. Pecorino

Michael R. Pecorino, MAI


MRP:jf

cc:   Douglas W. Haney


Enclosure

                                AGREED & ACCEPTED

____________________________________        ___________________________________
Signature                                   Title

____________________________________        ___________________________________

____________________________________        ___________________________________
Name (type or print)                        Date

Office #: __________________________        Fax #: _____________________________

================================================================================
                                                     ADDENDUM J - QUALIFICATIONS
--------------------------------------------------------------------------------


                                   ADDENDUM I
                                 QUALIFICATIONS


--------------------------------------------------------------------------------

================================================================================
                                                     ADDENDUM J - QUALIFICATIONS
--------------------------------------------------------------------------------


                                QUALIFICATIONS OF

                                 MAGGIE ARGYROS
                               Real Estate Analyst


                      CB Commercial Real Estate Group, Inc.
                        560 Lexington Avenue, 16th Floor
                            New York, New York 10022
                                 (212) 207-6128


                                    EDUCATION

Master of Science in Real Estate, Penn State University, State College, Pennsylvania

Appraisal Institute

      Courses 110, 120, 310, 410, 420


                                  PROFESSIONAL

                               Appraisal Institute

Candidate for MAI designation


                                   EXPERIENCE

Five years of Real Estate Appraisal and Consulting experience throughout the United States, specializing in the New York Metropolitan area.

1991 - 1993      J. Blake and Associates, Inc.              New York, New York
1993 - 1996      The Weitzman Group, Inc.                   New York, New York
1996 - Present   CB Commercial Real Estate Group, Inc.      New York, New York


Assignments include full and partial interest appraisals of all types of real estate including office buildings, shopping centers, industrial facilities, apartment buildings, market studies, and cooperatives and condominiums.


--------------------------------------------------------------------------------

================================================================================
                                                     ADDENDUM J - QUALIFICATIONS
--------------------------------------------------------------------------------


                                QUALIFICATIONS OF

                            MICHAEL R. PECORINO, MAI
                     Senior Vice President, Regional Manager

                      CB Commercial Real Estate Group, Inc.
                        560 Lexington Avenue, 20th Floor
                            New York, New York 10022
                                  (212)207-6102

                                   EDUCATIONAL

Real Estate Appraisal and Analysis, New York University, the Real Estate Institute Bachelor of Arts, Geography, Planning, Urban Studies, State University College of New York at Oneonta

Successfully completed all the necessary courses to qualify for the MAI designation.

                             LICENSES/CERTIFICATIONS

Certified General Real Estate Appraiser: State of New York (46000002055) Certified General Real Estate Appraiser: State of New Jersey (RG-01667) Certified General Real Estate Appraiser: State of Pennsylvania (GA-001096-R) Certified General Real Estate Appraiser: State of Connecticut (0000489) Certified General Real Estate Appraiser: State of Maryland (10569)
Certified General Real Estate Appraiser: State of New Jersey (3793) Certified General Real Estate Appraiser: State of Delaware (X10000223) Certified General Real Estate Appraiser: State of Maine (CG00001192) Certified General Real Estate Appraiser: State of Vermont (080-0000168) Certified General Real Estate Appraiser: State of District of Columbia
  (GA00010315)
Licensed Real Estate Broker:  State of New York

                                  PROFESSIONAL

                               Appraisal Institute

Designated Member of the Appraisal Institute (MAI), Certificate No. 7944 Member of the Real Estate Board of New York

                                   EXPERIENCE

Fifteen years of Real Estate Appraisal and Consulting experience throughout the United States specializing in the New York metropolitan area.

1993 - Present   CB Commercial Real Estate Group, Inc.,
                   Appraisal                             New York, New York
1983 - 1993      Cushman & Wakefield, Inc.               New York, New York
1982 - 1983      Joseph J. Blake & Associates, Inc.      New York, New York
1981 - 1982      City of New York - Office of Manhattan
                   Planning                              New York, New York
1980 - 1981      City of Jersey City - Office of the
                   Mayor                                 Jersey City, New Jersey

Assignments include full and partial interest appraisals of office buildings, air rights, commercial lofts, garden apartments, cooperatives, condominiums, townhouses, shopping centers, industrial facilities, residential and office market studies, portfolio valuations and multi-property assignments.


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This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                                    [LOGO]CB
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                                 COMPLETE APPRAISAL
                          SELF-CONTAINED APPRAISAL REPORT

                                       OF THE

                                   NORTHSIDE MALL
                   SWC of U.S. Highway 231 and Ross Clark Circle
                          Dothan, Houston County, Alabama
                                CB File No. 96-134-1

                                   DATE OF VALUE

                                    July 2, 1996

                                    PREPARED FOR

                                   Morgan Stanley
                                Morgan Capital Inc.
                                   1585 Broadway
                              New York, New York 10036

                                    PREPARED BY

                                 W. Scott Bradford
                             Senior Real Estate Analyst
                                        and
                               Ronald A. Neyhart, MAI
                                  Regional Manager

                       CB COMMERCIAL REAL ESTATE GROUP, INC.
                                 APPRAISAL SERVICES
                          100 Galleria Parkway, Suite 550
                               Atlanta, Georgia 30339

             [LETTERHEAD OF CB COMMERCIAL REAL ESTATE GROUP, INC.]

July 11, 1996

Morgan Stanley
Morgan Capital Inc.
1585 Broadway
New York, New York  10036

RE:     Appraisal of
        NORTHSIDE MALL
        SWC of U.S. Highway 231 and Ross Clark Circle
        Dothan, Houston County, Alabama
        CB File No.  96-134-1

Dear Morgan Stanley:

At your request and authorization, CB Commercial Real Estate Group, Inc. has prepared a Complete Appraisal presented in a self-contained appraisal report of the Market Value "as is" of the leased fee interest in the above-referenced real property based on market conditions existing as of July 2, 1996.

The subject property consists of approximately 381,677 gross leaseable square feet of retail shopping center space constructed in 1969 as Northside Mall on approximately 37.596 acres of land in Dothan, Alabama. The property is more fully described, legally and physically, within the enclosed report.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

Based on research and analysis contained in this report, it is estimated that the Market Value "as is" of the leased fee interest in the subject property, as of July 2, 1996, is:

            FIVE MILLION THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS
                                  ($5,375,000)

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, and The Financial Institution Reform, Recovery, and Enforcement Act of 1989 (FIRREA).

July 11, 1996
Page 2

It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CB Commercial Real Estate Group, Inc. can be of further service, please do not hesitate to contact us.

Respectfully Submitted,

CB COMMERCIAL REAL ESTATE GROUP, INC.
APPRAISAL SERVICES

by:

/s/ W. Scott Bradford                    /s/ Ronald A. Neyhart
-----------------------                  -------------------------
W. Scott Bradford                        Ronald A. Neyhart, MAI
Senior Real Estate Analyst               First Vice President, Regional Manager
Georgia Certification No. CG001784       Georgia Certification No. CG000490
Alabama Temporary Permit Applied For

================================================================================
                                                 CERTIFICATION OF THE APPRAISERS
--------------------------------------------------------------------------------

                         CERTIFICATION OF THE APPRAISERS

We certify that to the best of our knowledge and belief:

      1. The statements of fact contained in this report are true and correct.

      2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

      3. We have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

      4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, such as the approval of a loan.

      5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. In addition, this report conforms to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act (FIRREA).

      6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

      7. The undersigned MAI has completed the requirements of the continuing education program of the Appraisal Institute.

      8. W. Scott Bradford has made a personal inspection of the property that is a subject of this report. Ronald A. Neyhart, MAI has not made a personal inspection of the appraised property.

      9. No one provided professional assistance to the persons signing this report.

      10. The undersigned appraisers have extensive experience in the appraisal/review of similar property types.

      11. W. Scott Bradford is currently certified in the state where the subject is located.

/s/ W. Scott Bradford                   /s/ Ronald A. Neyhart
--------------------------------        ----------------------------------
W. Scott Bradford                       Ronald A. Neyhart, MAI
Senior Real Estate Analyst              First Vice President, Regional Manager
Georgia State Certification No.         Georgia State Certification No. CG000490
  CG001784
Alabama Temporary Permit Applied For
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

                                AERIAL PHOTOGRAPH

================================================================================
                                                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

                            SUMMARY OF SALIENT FACTS

Property Name:                           Northside Mall

Location:                                SWC of U.S. Highway 231 and Ross Clark
                                         Circle Dothan, Houston County, Alabama

Assessor's Parcel Number:                9-2-10-2-0-21 & 9-2-10-3-1-4

Property Description:                    The subject property consists of a
                                         381,677 gross leasable square foot
                                         enclosed mall.

Highest and Best Use

As Though Vacant:                        Commercial development.

As Improved:                             Continued use as a neighborhood
                                         shopping center.

Property Rights Appraised:               Leased Fee Interest

Date of Value:                           July 2, 1996

Land Area                                37.596 Acres

Improvements

Building Area (GLA):                     381,677 Square Feet

Year Built:                              1969

Condition:                               Average

Anchor Tenants:                          Walmart                   111,970 SF
                                         Montgomery Ward            77,140 SF
                                         Goody's                    26,840 SF
                                         Troy State University      18,400 SF
                                         Books A Million            17,316 SF
                                         Bugle Boy                  15,480 SF
                                         Northside Fitness Ctr      15,300 SF

Estimated Marketing Time:                12 months
--------------------------------------------------------------------------------

Financial Indicators

Current Occupancy:                       88.5%

Stabilized Occupancy:                    88%

Estimated Stabilized Expenses:           $637,938, or $1.67 per square foot

Going-In Overall
Capitalization Rate Selected:            10.5%

Terminal Overall Capitalization Rate:    11.0%

Discount Rate:                           13.0%

Valuation

Land Value:                              N/A

Cost Approach:                           N/A

Sales Comparison Approach:               $5,350,000

Income Capitalization Approach:          $5,375,000

Final Value

Conclusion:                              $5,375,000

Per Square Foot:                         $14.08
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================================================================================
                                                               TABLE OF CONTENTS
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                                      TABLE OF CONTENTS

CERTIFICATION OF THE APPRAISERS...............................................i

AERIAL PHOTOGRAPH............................................................ii

SUMMARY OF SALIENT FACTS....................................................iii

TABLE OF CONTENTS.............................................................v

INTRODUCTION..................................................................1

AREA ANALYSIS.................................................................7

MARKET ANALYSIS..............................................................15

SITE ANALYSIS................................................................19

IMPROVEMENT ANALYSIS.........................................................22

ZONING.......................................................................27

TAX AND ASSESSMENT DATA......................................................28

HIGHEST AND BEST USE.........................................................29

APPRAISAL METHODOLOGY........................................................32

SALES COMPARISON APPROACH....................................................34

INCOME CAPITALIZATION APPROACH...............................................39

RECONCILIATION OF VALUE......................................................64

ASSUMPTIONS AND LIMITING CONDITIONS..........................................66

ADDENDA
    A    Glossary Of Terms
    B    Additional Subject Photographs
    C    Legal Description
    D    Rent Roll
    E    Historical Operating Statements
    F    Comparable Improved Sales
    G    Rent Comparables
    H    Pro-Ject Reports
    I    Qualifications
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                                  INTRODUCTION

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

                                  INTRODUCTION

PROPERTY IDENTIFICATION

The subject is located at the southwest corner of U.S. Highway 231 and Ross Clark Circle, in Dothan, Alabama. The county assessor's tax identification number is 9-2-10-2-0-21 & 9-2-10-3-1-4. A legal description is presented in the Addenda.

OWNERSHIP AND PROPERTY HISTORY

The subject is currently owned by Mark Centers Limited Partnership according to a review of Houston County property records. The subject property was transferred to Mark Centers Limited Partnership from Marvin Slomowitz on June 3, 1993, but the sale was not arms length. There is no known current listing, option, or agreement of sale of the subject.

DATES OF INSPECTION AND VALUATION

The effective date of valuation is July 2, 1996. The site was inspected by W. Scott Bradford on July 2, 1996.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the market value "as is" of the leased fee estate in the subject property, as of the date of inspection, July 2, 1996. Market value is defined as follows:

      Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and
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                                                                    INTRODUCTION
--------------------------------------------------------------------------------

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

TERMS AND DEFINITIONS

Please refer to the Addenda for a Glossary of the Terms and Definitions that are, and may be used in this appraisal.

INTENDED USE OF REPORT

This appraisal is for mortgage underwriting purposes.

PROPERTY RIGHTS APPRAISED

The value estimated represents the leased fee estate.

APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The following steps were completed by CB Commercial for this assignment:

      1.    Analyzed regional, city, neighborhood, site, and improvement data.

      2.    Inspected the subject and the neighborhood.

      3. Reviewed data regarding taxes, zoning, utilities, easements, and city services.

      4. Considered comparable improved sales, comparable improved building rental information, and comparable site sales. Confirmed data with principals, managers, or real estate agents representing principals, unless otherwise noted.

      5. Analyzed the data to arrive at conclusions via each approach to value used in this report.

      6. Reconciled the results of each approach to value employed into a probable range of market data and finally an estimate of value for the subject, as defined herein.

      7.    Estimated a reasonable exposure time associated with the value estimate.
----------
(1) The definition of market value is taken from: The Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, ss.34.42(f), August 24, 1990. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

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================================================================================
                                                                    INTRODUCTION
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The subject site and improvement descriptions are based on a personal inspection of the property and a review of the relevant plat maps and site plan. The inspection is not a substitute for thorough engineering studies.

To develop the opinion of value, CB Commercial performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice. This means that no departures from Standard 1 were invoked.

This is a complete appraisal, in the form of a Self-Contained Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Standards of Professional Appraisal Practice. The definitions of Complete Appraisal and Self-Contained Report are found in the Glossary of Terms and Definitions. In a complete appraisal, CB Commercial uses all known applicable approaches to value. The value conclusion reflects all known information about the subject property, market conditions, and available data.

The Self-Contained Report incorporates to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. It also includes thorough descriptions of the subject property and the market for the subject property type.

All data considered significant that was requested for this assignment was received by CB Commercial Real Estate Group, Inc. Appraisal Services.

SPECIAL APPRAISAL INSTRUCTIONS

There were no special appraisal instructions.

MARKETING PERIOD

The marketing period section is divided into reasonable exposure time and reasonable marketing time. Exposure time differs from marketing time. Marketing time is the period required to sell a real property interest at market value during the period immediately after the effective date of the appraisal. Exposure time is always presumed to precede the effective date of the appraisal.

Exposure time is not intended to be a prediction of a date of sale or a one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

      o     statistical information about days on the market

      o     information gathered through sales verification

      o     interviews of market participants.

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================================================================================
                                                                    INTRODUCTION
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The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions.

Reasonable Exposure Time

Exposure time is always presumed to precede the effective date of the appraisal. It is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but adequate, sufficient, and reasonable marketing effort. Exposure time and appraisal conclusion of value are therefore interrelated.

Exposure time is often expressed as a range and is based on direct and indirect market data gathered during the market analysis, sales verifications, interviews with market participants, and other appropriate sources. The amount of time which a property will require to be marketed varies greatly depending on a number of factors including market conditions, listing price, terms of sale offered, and competitive listing inventory.

In addition to considering each of the factors noted above, CB Commercial considered:

      o exposure periods of comparable sales revealed during the course of this appraisal,

      o     the most recent CB Commercial National Investor Survey, and the

      o     opinions of local knowledgeable real estate brokers and investors.

Market Conditions

Throughout the Southeast, market conditions for most property types have improved significantly during the past one to two years. In fact, the value of most investment grade property types has increased due to a number of factors. During the early 1990's, the lack of demand for investment properties and the inability of owners to make mortgage payments resulted in numerous foreclosures, or properties deeded back in lieu of foreclosure. Increased listing inventory had a substantial downward influence on property values and the exposure time necessary to generate sales. However, in the last few years, due to the competitive pricing in the market and improving national economic conditions, the number of transactions and active investors increased. These market conditions describe the current market and illustrate how exposure time is correlated with listing inventory, competitive pricing structures, and marketing efforts.

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================================================================================
                                                                    INTRODUCTION
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CB Commercial National Investor Survey

In the most recent issue of the CB Commercial National Investor Survey, published in the First Quarter 1996, CB Commercial surveyed a wide range of investors for property type preferences and specific marketing times. Respondents showed a clear preference for suburban offices, apartments, warehouse/distribution facilities, community shopping centers, neighborhood shopping centers, power centers, and business parks. The surveyed investors ranked neighborhood shopping centers fifth out of 13 property types in terms of preference, as opposed to fourth in the prior survey (Third Quarter 1995). Investors indicated that exposure requirements for investment property generally increased from the previous survey, now about 6.7 months for the subject property type.

Real Estate Broker Surveys

As a third information source, appraisers solicited the opinions of real estate brokers knowledgeable in the subject market and property type. While the majority of individuals surveyed were reluctant to predict an exact exposure time length, generally they estimated an approximate range between 9 and 12 months. All assumed that property would be appropriately priced and marketed. When asked about the subject property specifically, the consensus of opinion was that the subject would receive average recognition in the marketplace under a reasonable plan for pricing and promotion.

Exposure Time Conclusion

In conclusion, based on the foregoing analysis, an exposure time of 12 months is reasonable, defensible, and appropriate. Like the brokers surveyed, CB Commercial assumes that the subject property would have been competitively priced and aggressively promoted regionally.

Reasonable Marketing Time

Reasonable marketing time is the period a prospective investor would forecast to sell the subject property immediately after the date of value, at the value estimated. Anticipated marketing time is essentially a measure of the perceived level of risk associated with the marketability, or liquidity, of the subject as an investment grade property. The sources for this information include those used in estimating the reasonable exposure time, but also an analysis of the anticipated changes in market conditions following the date of appraisal. In other words, the reasonable marketing time is the number of months it will require to sell the subject property from the date of value, into the future.

The reader must understand, however, that the future price for the subject property (at the end of the marketing time) may or may not equal the appraisal estimate. The future price depends

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                                                                    INTRODUCTION
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on unpredictable changes in the physical real estate, demographic and economic trends, real estate markets in general, supply/demand characteristics for the property type, and many other factors.

Based on the premise that present market conditions are the best indicators of future performance, a prudent investor will forecast that, under the conditions described above, the subject property will require a marketing time of approximately 12 months.

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                               [GRAPHIC OMITTED]

                                  Regional Map

================================================================================
                                                                   AREA ANALYSIS
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                                  AREA ANALYSIS

The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property.

REGIONAL INFLUENCES

Location

The subject is located within the city limits of Dothan, Houston County. Dothan is located in the extreme southeastern portion of the state, just east of the Georgia state line and just north of the Florida state line. The Dothan MSA is comprised of Houston and Dale Counties. A regional map indicating the location of the subject is presented on the facing page.

Population

The Dothan MSA represents approximately 3% of Alabama's population. The population of the Dothan MSA was estimated by Strategic Mapping, Inc. to be 135,755 persons as of 1995. Approximately 62% of the population lives in Houston County. This indicates an increase of 4,791 persons, or 3.7% from the April 1, 1990 federal census. The MSA's population is expected to reach approximately 141,017 by the year 2000.

Demographic statistics for the Dothan MSA are summarized in the following table.

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================================================================================
                                                                   AREA ANALYSIS
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         ===============================================================
                           SELECTED AREA DEMOGRAPHICS
                                   DOTHAN MSA
         ===============================================================

          Population
                1995 Estimate                           135,755
                1990 Census                             130,964
                1990-1995 % Change                         3.7%
          Households
                1995 Estimate                            50,542
                1990 Census                              48,418
                1990-1995 % Change                         4.4%
          1995 Median Household Income                  $29,007
          1995 Average Household Income                 $36,939
          1990 Average Home Value                       $61,429
          1990 % College Graduates                        21.2%
         ===============================================================
         Source: Strategic Mapping, Inc.
         Compiled by: CB Commercial Real Estate Group, Inc.
         ===============================================================

As indicated, the base of population and households in the Dothan MSA is moderate, as has been the growth rate over the last five years. All other demographic statistics suggest moderate income levels and home prices. The rate of growth over the next five years is projected to be consistent with the recent trend.

Employment

Based on the Alabama Department of Labor, the 1995 civilian labor force was 61,970 for the Dothan MSA and 41,460 for Houston County. The following table compares the unemployment rate for Houston County to that of the state and national averages.

=========================================================================
                           UNEMPLOYMENT RATE
                             ANNUAL AVERAGE
                 COMPARISON BY COUNTY, STATE, AND U.S.
=========================================================================
         Year                County            State           U.S.
-------------------------------------------------------------------------
         1995                 5.1%             6.3%           5.6%
         1994                 5.8%             6.0%           6.1%
         1993                 7.2%             7.6%           6.8%
=========================================================================
Source:  U.S. Department of Labor Statistics.
Compiled by:  CB Commercial Real Estate Group, Inc.
=========================================================================

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================================================================================
                                                                   AREA ANALYSIS
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The Bureau of Labor Statistics reports a preliminary unemployment as of May 1996 of 3.7% for Houston County based on a labor force of 41,440 persons. The Dothan MSA has a 4.1% unemployment rate based on a labor force of 62,110 for the same period.

The major employers in the Dothan area are as follows:

============================================================================
                           MAJOR AREA EMPLOYERS
============================================================================
                                            Type of                No. Of
  Company                                  Business               Employees
----------------------------------------------------------------------------
  Southeast Alabama Medical                 Hospital                1,800
     Center
  Flowers Hospital                          Hospital                1,200
  Sony Corp.                             Magnetic Tapes             1,125
  Perdue Farms, Inc.                   Poultry Processing           1,100
  City of Dothan                           Government                 915
  Southern Nuclear                   Electricity Generation           897
  Michelin Tire Corp                   Light Truck Tires              677
  Pemco World Air Services          Aircraft Modification &           550
                                             Repair
  Aladan Corporation                     Latex Products               500
============================================================================
Source:  Dothan Area Chamber of Commerce.
Compiled by: CB Commercial Real Estate Group, Inc.
============================================================================

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================================================================================
                                                                   AREA ANALYSIS
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Growth and Trends

Jobs in the Dothan MSA can be segmented as follows by industry sector:

================================================================
                 EMPLOYMENT BY INDUSTRY SECTOR
================================================================
                                                  % of Total
Industry Sector                                   Employment
----------------------------------------------------------------
     Construction                                        6%
     Agriculture                                         4%
     Manufacturing                                      18%
                                                        ---

Total Goods Producing                                   28%
     Transportation, Communication & Utilities          10%
     Wholesale Trade                                     5%
     Retail Trade                                       18%
     Finance, Insurance & Real Estate                    4%
     Services                                           29%
     Government                                          6%
                                                        ---

Total Service Producing                                 72%
================================================================
Source: Strategic Mapping, Inc.
================================================================

As indicated, services, manufacturing, and retail make up the primary segments of the area economy, combining for 65% of total jobs. Within the services sector, health accounts for 9% of all jobs in the county. The previous table of major employers shows that two hospitals are the largest employers in the area and also account for most of the health service sector jobs. Retail jobs are spread throughout a number of employers, with Wal-Mart, Montgomery Ward, Gayfer's, Parisian, McCrae's, JC Penney and a few grocery store chains considered to be the largest retail employers.

Additional evidence of the Dothan area's economic growth is an analysis of annual retail sales as shown in the following table:

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================================================================================
                                                                   AREA ANALYSIS
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=======================================================
                      DOTHAN MSA
               HISTORICAL RETAIL SALES
-------------------------------------------------------
                                            Annual
    Year            Retail Sales         Growth Rate
-------------------------------------------------------
    1986            $813,777,000             N/A
    1987            $869,163,000             6.8%
    1988            $909,827,000             4.7%
    1989            $985,616,000             8.3%
    1990           $1,045,272,000            6.1%
    1991           $1,032,834,000           (1.2%)
    1992           $1,093,935,000            5.9%
    1993           $1,176,947,000            7.6%
 1998 (Proj)       $1,567,986,000            5.9%
=======================================================
Source:  The Survey of Buying Power
=======================================================

This would suggest an annual average growth in retail sales of 5.4% from 1986 through 1993, with a 5.9% average growth rate projected from 1993 through 1998. As of 1993, the Dothan MSA ranked 246th nationwide in terms of gross retail sales. Based on the projected annual growth rate of 5.9% from 1993 through 1998, the Dothan MSA is expected to be the 245th largest by 1998.

Transportation

The Dothan area is the intersecting point for several state and U.S. highways which form the primary transportation network throughout the county. This includes U.S. Highways 84, 231 and 431. In addition, State Highway 210, also known as Ross Clark Circle, is a circumferential highway around Dothan.

The Dothan/Houston County Airport serves the area, with flights on ASA (a Delta-affiliated commuter airlines) to Atlanta and Northwest Airlink to Memphis. The area is also served by four freight rail lines. There is no municipal bus service in the county.

Conclusion and Relevance to the Subject Property

The subject property is located within the northwestern portion of Houston County identified as Dothan. It enjoys excellent access within Dothan, as well as throughout the surrounding Dothan MSA. Population and employment levels are moderate, as is the rate of growth. The unemployment rate is below state and national averages. Primary employment sectors include services, manufacturing, and retail. Income and housing costs are also moderate, suggesting an affordable cost of living. Furthermore, Dothan was ranked by Money magazine as the 39th most livable city in the U.S. in 1995 out of 300 cities. This was the highest ranking for Alabama

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                                [GRAPHIC OMITTED]

                                Neighborhood Map

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

cities. All of these variables are considered to positively affect the subject property, which is dependent on the local economy and a stable work force.

NEIGHBORHOOD INFLUENCES

Location

The subject is located at the southwest corner of U.S. Highway 231 and Ross Clark Circle, just inside of the northern city limits of Dothan. A neighborhood map is shown on the facing page.

Boundaries

The subject neighborhood is generally comprised of the northwestern Dothan area, with the intersection of Ross Clark Road and Highway 231 considered to be the focal point of this neighborhood. The neighborhood is roughly bounded by Highway 84 to the south and Denton Road to the east.

Land Use

The intersection of Ross Clark Road and Highway 231 is the focus of a substantial amount of commercial development. Located within the northeast quadrant of this intersection, Wiregrass Mall represents the core of retail development in the neighborhood. It is a 710,000 square foot regional mall built in 1986 which is anchored by Parisian, JC Penney, Gayfer's, and McCrae's. The subject is the second biggest retail development in the neighborhood, as well as the oldest, having been built in 1969.

The neighborhood totals nine center shopping centers, including the subject property, which comprise approximately 1,535,000 square feet of space. Approximately 80% of this space is located at the intersection of Ross Clark Road and Highway 231, with the remaining centers located at either Ross Clark Road and Highway 85 or Ross Clark Road and Denton Road. In addition, the concentration of shopping centers has led to related uses such as retail stores, fast food restaurants, branch banks and hotels. The surrounding area is primarily residential in nature.

Access

Primary access to the neighborhood is provided by Ross Clark Road and Highway 231, as well as Highway 85, which bisects Dothan in an east/west direction. Average daily traffic counts as of 1994 were 32,060 vehicles along Ross Clark Road south of the intersection with Highway 231 and 32,380 vehicles along Highway 231 northwest of Ross Clark Road. There are several

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================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

collector corridors serving the neighborhood as well, including Westgate Parkway. Overall access to the neighborhood is considered good.

Demographics

Selected Neighborhood demographics for the subject's neighborhood is shown below.

===============================================================
              SELECTED NEIGHBORHOOD DEMOGRAPHICS
                      THREE-MILE RADIUS
===============================================================
 Population
       2000 Projection                               36,321
       1995 Estimate                                 35,056
       1990 Census                                   33,723
       1980 Census                                   30,857
       1990-1995 % Change                              4.0%
 Households
       2000 Projection                               14,567
       1995 Estimate                                 13,979
       1990 Census                                   13,386
       1980 Census                                   11,335
       1990-1995 % Change                              4.4%
 1995 Median Household Income                       $31,974
 1995 Average Household Income                      $44,974
 1990 Average Home Value                            $79,935
===============================================================
Source:  Strategic Mapping, Inc.
Compiled by:  CB Commercial Real Estate Group, Inc.
===============================================================

This information suggests a reasonable population and income base in the subject neighborhood. In addition, the population and household base will grow at a rate consistent with the recent trend of modest growth.

Growth and Trends

In general, the subject's neighborhood is considered to be the primary retail market in the Dothan MSA. As a result, a number of ancillary retail or service uses have been developed in the neighborhood. Neighborhood demographics suggest that more than 40% of the population in Houston County lives within three miles of the subject property. The community also has above average income levels and median home values as compared to both Houston County

--------------------------------------------------------------------------------

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

and the Dothan MSA. Over the past decade this area has witnessed modest growth, with this trend expected to continue over the next five year period.

There are a significant number of shopping centers in the subject neighborhood, including the area's primary regional mall. As a result additional shopping center development is likely over the long term future. We are not aware of any current plans for a shopping center in the neighborhood. However, there is a piece of land adjacent to the south of the subject which has been rough graded and could accommodate additional retail space. The only plans of development at this time are for restaurant outparcels. We do not expect the character of the neighborhood to change dramatically in the immediate future.

Conclusion and Relevance to the Subject Property

The subject property is located in the primary retail market in the Dothan MSA. It is the second largest retail center in this neighborhood, with Wiregrass Mall, located directly across Highway 231 from the subject, being the largest. While the subject obviously can not compete directly with the newer, better anchored regional mall, other retail development in the vicinity of a regional mall traditionally benefits from such a location. Finally, the surrounding population base is considered to be large enough to support a significant level of retail development. In conclusion, the subject should continue to benefit from its location in this neighborhood.

--------------------------------------------------------------------------------

================================================================================
                                                                   MARKETABILITY
--------------------------------------------------------------------------------

                                 MARKET ANALYSIS

Marketability refers to the posture of the subject property within its marketplace and its ability to be leased, sold, or marketed relative to its competition and current conditions. In this regard, the subject is very competitive relative to other shopping center developments in the submarket.

OVERALL RETAIL TRENDS IN DOTHAN

As discussed in the Regional Influences section, retail sales in the Dothan MSA have increased at a 5.4% rate of growth during the beginning of this decade, with this rate of growth projected to be maintained over the near future. Provided there are no substantial reductions in area employment, we expect this trend to continue.

Demographic Analysis

The next portion of our marketability analysis presents a demographic profile of the area. In this section we analyze the existing demographics and their changing patterns.

================================================================================
                           NEIGHBORHOOD DEMOGRAPHICS
================================================================================
                                       1 mile        3 mile          5 mile
--------------------------------------------------------------------------------
 Population
       1995 Estimate                    4,088        35,056           57,890
       1990 Census                      3,993        33,723           55,711
       1990-1995 % Change                2.4%          4.0%             3.9%
 Households
       1995 Estimate                    1,832        13,979           22,465
       1990 Census                      1,775        13,386           21,486
       1990-1995 % Change                3.2%          4.4%             4.6%
 1995 Median Household Income         $43,302       $31,974          $30,656
 1995 Average Household Income        $65,653       $44,974          $40,857
 1990 Average Home Value              $99,326       $79,935          $70,060
 1990 % College Graduates               41.9%         29.0%            25.1%
================================================================================
Source:  Strategic Mapping, Inc.
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

The previous table indicates that population and household formation in the area has occurred at an average rate of growth. Household incomes, average home values and the percentage of college graduates are considered to be at or above the regional median. The data generally indicates the neighborhood is a middle to upper-income area with average population and income growth.

--------------------------------------------------------------------------------

================================================================================
                                                                   MARKETABILITY
--------------------------------------------------------------------------------

Trade Area Analysis

The primary trade area for the subject is the northwestern portion of Dothan. The subject, as a community shopping center, generally does not compete directly with other shopping centers in the area which are typically grocery store anchored or unanchored centers. However, because the subject is a community shopping center located directly across from a regional mall, it is able to service the needs of customers from outside of the immediate neighborhood.

Northwest Dothan Retail Market

Community shopping centers are generally meant to serve the retail needs of a fairly broad market, usually within radius of five miles or more. Within that radius of the subject, there are five anchored shopping centers, including the subject. There are no potential competitors under construction. These five properties are summarized in the following table.


==============================================================================================
                         SUMMARY OF NORTHWEST DOTHAN RETAIL CENTERS
==============================================================================================
                                Building Year   Overall   Local Occ    Anchors      Base Rent
 No.    Name & Location           Size   Built  Occ Rate     Rate      Tenants       Per SF
----------------------------------------------------------------------------------------------
  1     Wiregrass Commons        710,000  1986     94%       86%       Gayfer's,    $10.00-
        Ross Clark Circle                                            McCrae's, JC    $16.00
        & Highway 231                                                   Penney,
                                                                       Parisian

  2     Wiregrass Plaza           49,150  1986    100%      100%     Winn-Dixie,     $9.00
        Hwy 231 & Westgate Pkwy                                     Big B Drugs

  3     Colony Square             73,825  1988    100%      100%     Office Depot   $7.00-
        R. Clark Circle & Hwy                                                       $8.00
        84

  4     Northside Plaza           71,348  1981    100%      100%     Food World,    $7.00-
        R. Clark Circle &                                            Big B Drugs     $8.00
        Denton Rd

 Subj   Northside Mall           381,677  1969     88%       61%     Wal-Mart, M.   $2.00-
        Ross Clark Circle                                               Ward,        $8.00
        & Highway 231                                               Goody's, Troy
                                                                      St. Univ.,
                                                                       Books A
                                                                       Million,
                                                                      Bugle Boy
==============================================================================================
Compiled by:  B Commercial Real Estate Group, Inc.
==============================================================================================

These five centers exhibit a variety of building quality, condition, and tenant quality. The subject is positioned near the middle of the local market. Wiregrass Commons, the regional mall, is considered superior to the subject overall. Wiregrass Plaza, Colony Square, and Northside Plaza are neighborhood shopping centers which are inferior to the subject based on anchor tenancy and size, but superior in terms of age, local tenant occupancy and local tenant mix.

--------------------------------------------------------------------------------

================================================================================
                                                                   MARKETABILITY
--------------------------------------------------------------------------------

The only retail development which is currently under construction in the greater Dothan area is a Wal-Mart super store in the southern Dothan area near the intersection of Ross Clark Circle and Highway 231. Based on conversations with the local chamber of commerce, the city manager, and the general manager of the Wal-Mart located in Northside Mall, Wal-Mart feels that the Dothan area can support two stores as they are located in separate submarkets. Furthermore, our discussions with area leasing agents and owners indicate no other major renovations or new construction is planned for the area.

Subject Marketability

In addition to analyzing the overall, or macro, conditions influencing the subject property, it is also important to consider the specific characteristics of the subject. It is particularly important to address those factors that would be considered by a potential purchaser of the subject.

From a positive standpoint, the subject is located along two primary traffic corridors through the neighborhood and has good visibility and access. Furthermore, the focus of retail development in Dothan is located at the intersection of these two roads, Ross Clark Circle and Highway 231. The construction of the subject in 1969 at this location and subsequently Wiregrass Mall in 1986 have been the primary impetus in the area's development.

With respect to its condition, the exterior of the center is in average condition, while the interior has been very well maintained and the upper level in particular has a modern, well lit decor. This has enabled the subject to stay competitive from a physical standpoint as compared to other shopping centers in Dothan.

However, the construction of Wiregrass Commons, while instrumental in making the subject neighborhood the primary retail market in Dothan, has adversely affected the subject's local tenant mix and occupancy. The subject has been fairly successful at reorienting the subject to discount retailers by adding mid sized tenants such as Books A Million, Goody's and Bugle Boy. In addition, most of the lower level, considered to be less desirable from a retail perspective, has been leased to two alternative users, Troy State University and a fitness club. Still, the subject has been adversely affected from a leasing standpoint as evidenced by the 58% local tenant occupancy rate.

Currently, Wal-Mart's lease expires in January 1999 and Montgomery Ward's lease expires in November 1999. It has been previously noted that Wal-Mart has a new 150,000 square foot or more store under construction on the south side of Dothan. However, all indications are that Wal-Mart intends to exercise the first of three options in their existing lease. In order to gauge the likelihood of their renewal, we have discussed the situation with the Wal-Mart general

--------------------------------------------------------------------------------

================================================================================
                                                                   MARKETABILITY
--------------------------------------------------------------------------------

manager, the Dothan city manager and the Dothan Chamber of Commerce president. The feeling is that the Dothan area can support two stores, with the existing store generating sales of approximately $300 per square foot, reportedly making it one of the top grossing stores in Alabama. In fact, Wal-mart is apparently considering increasing the size of their existing store in the near term future.

Montgomery Ward is also expected to exercise the first of three options given the subject's location. Four junior anchors also help diversify the anchor rollover risk, with these tenants varying in size from 15,480 to 26,840 square feet. While the Troy State University lease expires in December 1996, they have recently renewed their lease for two years.

Summary

In summary, we believe the Dothan retail market, and the subject's position in the market, is positive. We expect the subject will continue to experience good market acceptance. However, it will be necessary to continue reorienting the center towards larger tenants as the smaller local tenant spaces can not compete for tenants with Wiregrass Commons. Furthermore, the subject must continue to be well maintained and up-graded periodically.

--------------------------------------------------------------------------------

                              PROPERTY DESCRIPTION

                               [GRAPHIC OMITTED]

                               AS - BUILT SURVEY

================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

                                  SITE ANALYSIS

The Description of the site can be detailed as follows:

Location:                          The subject is located at the southwest
                                   corner of U.S. Highway 231 and Ross Clark
                                   Circle. Ingress and egress to the subject is available from three curb cuts on Ross Clark
                                   Circle and three curb cuts on Highway 231. A site plan is shown on the facing page.

Assessor's Parcel Number:          9-2-10-2-0-21 & 9-2-10-3-1-4

Land Area(1)

Gross Land Area:                   37.596 Acres

Net Land Area:                     37.596 Acres

Excess Land:                       None

Outparcels:                        Includes three developed outparcels.

Shape and Frontage: The site is irregular in shape, with actual street frontage of 609 feet along on Ross Clark Circle and 469 feet along Highway 231. Furthermore, the site has a reasonable depth relative to its width.

Topography and Drainage:           The site has moderately sloping topography
                                   which generally drains in a northerly
                                   direction. The site is generally at road grade with U.S. Highway 231 and Ross Clark
                                   Circle. Our investigation did not reveal any significant drainage problems.

Soils: No soils report was provided and it is assumed that soils are adequate for the existing use.

(1) Source: Boundary Survey
--------------------------------------------------------------------------------

================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

Easements:                         A current title report was not provided in
                                   connection with this appraisal. Based on our on site inspection, there are only typical utility and access easements, which do not appear to adversely affect the subject. It is specifically assumed that any easements, restrictions or encroachments that might appear against the title would have no adverse impact on marketability or value.

Covenants, Conditions,             No private deeds or restricting covenants
and Restrictions:                  affecting development, other than zoning and
                                   the covenants, conditions and restrictions associated with the shopping center, were found to affect the site. It is specifically assumed that there is no adverse affect on marketability or value.


Utilities:                         All public utilities are available to the
                                   subject site.

Flood Zone:                        According to maps published by the Federal
                                   Emergency Management Agency (FEMA), the
                                   subject lies within Zone X as indicated on FEMA Community Map Panel 010104 0023D, dated
                                   January 15, 1988. Flood insurance is
                                   available. This zone is described as follows:

                                   FEMA Zone X: "This area has been identified in the community flood insurance study as an area outside the 500-year floodplain."

Environmental Issues:              We were not provided with any environmental
                                   report or site assessment for the subject property. The value estimate rendered in this report is predicated on the assumption that there is no hazardous material on or in the property that would cause a loss in value.
                                   However, CB Commercial is not qualified to detect hazardous waste or toxic materials.
                                   Therefore, we reserve the right to review and revise our valuation conclusions if additional information to the contrary becomes available in the future.

Adjacent Properties

North:                             Multi-family residential development

South:                             Wendy's, Comfort Inn, McDonald's, Krystal,
                                   Long John Silver

East:                              Wiregrass Commons regional mall

West:                              Pizza Hut, Longhorn Steaks

--------------------------------------------------------------------------------

================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

Conclusion:                        The subject is a 37.596-acre site which is
                                   accessible via curb cuts from U.S. Highway
                                   231 and Ross Clark Circle. Access appears to be good for the site. Visibility and exposure are also good from U.S. Highway 231 and Ross
                                   Clark Circle as the site is generally at road grade. The shape of the parcel is irregular and there is no excess land. However, there are three developed outparcels included. The
                                   CB Commercial Real Estate Group, Inc. is aware of no environmental contamination of the site. In conclusion, from a physical standpoint, the subject site has good utility and is considered adequate for many types of commercial development.

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                           SITE PLAN - NORTHSIDE MALL

================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

                              IMPROVEMENT ANALYSIS

The subject property consists of approximately 381,677 gross leaseable square feet of retail center improvements. Built in 1969, the center is currently 88.5% occupied. The improvements consist of a two-story enclosed mall subdivided into 56 tenant bays as depicted on the facing page floorplan. The following is a description of the improvements based on our physical inspection. The building area is detailed as follows:

===================================================
                  NORTHSIDE MALL
                  BUILDING AREA
---------------------------------------------------
                          Gross       % of Gross
  Category               Leasable    Leasable Area
                           Area
---------------------------------------------------
  Walmart               111,970          29.3%
  Montgomery Ward        77,140          20.2%
  Goody's                26,840           7.0%
  Troy State
    University           18,400           4.8%
  Books A Million        17,316           4.5%
  Bugle Boy              15,480           4.1%
  Northside Fitness      15,300           4.0%
  Local Tenants          99,231          26.0%
                       --------      ---------
      Total             381,677         100.0%
===================================================
Source:  Mark Centers Trust
===================================================

The subject improvements have a gross building area of 467,400 square feet according to the site plan. The basic construction features are summarized as follows.

Construction Class                 The class of construction is the basic
                                   subdivision in Marshall Valuation Service(1), dividing all buildings into five basic groups by type of framing (supporting columns and beams), walls, floors, roof structure, and fireproofing. The subject is construction
                                   Class C.

Competitive Rating                 The subject is considered a Class B
                                   building in terms of

(1) Class C Buildings are characterized by masonry or reinforced concrete (including tilt-up) construction. The walls may be load-bearing, i.e., supporting roof and upper floor loads, or nonbearing with open concrete, steel, or wood columns, bents, or arches supporting the load.

(Source: Marshall Valuation Service)

--------------------------------------------------------------------------------

================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

                                   quality as it is perceived in the
                                   marketplace.

Foundation                         Concrete slab on grade.

Frame                              Steel frame and metal studs.

Floor Construction                 Concrete slab on grade.

Exterior Walls                     Combination of concrete block, brick
                                   and concrete. Entries are glass store fronts with bronze finish anodized aluminum windows.

Roof Cover                         The roof is built up tar and gravel. No
                                   specific information about the roof was
                                   available, but we have assumed that it is in average to good condition. If additional information to the contrary is provided to the appraiser in the future, we would reserve the right to review and revise our findings and conclusions if necessary.

Exterior Condition                 Average

Elevator/Stair System              The building has one set of escalators
                                   and a set of stairs which provide access between the upper and lower levels.

Interior Partition System          Metal studs with gypsum board cover.

Interior Finishes - Tenant Space   Floors:      A combination of commercial
                                                grade carpet, vinyl tile and
                                                ceramic tile.

                                   Walls:       Painted sheetrock.

                                   Ceilings:    Acoustical tile drop ceilings.

                                   Lighting:    Mostly recessed fluorescents,
                                                except for some attached
                                                fluorescents.

                                   Summary:     The interior finishes are good
                                                throughout the center. None of
                                                the space is unfinished as all
                                                of the suites have been occupied
                                                at least once.

Interior Finishes - Common Areas   Floors:      A combination of vinyl tile and
                                                ceramic tile.

                                   Walls:       Painted sheetrock.

                                   Ceilings:    Acoustical tile drop ceilings
                                                with skylights on the upper
                                                level.

                                   Lighting:    Mostly recessed fluorescents
                                                lights.

                                   Summary:     The interior finishes in the
                                                mall common areas are good
                                                throughout the center, with the
                                                upper level in particular
                                                considered to be modern and well
                                                lit.

--------------------------------------------------------------------------------

================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Interior Condition                 Good

HVAC Split heating and cooling system provided by air conditioning compressors mounted on the roof and gas-fired furnaces with individual zone controls and ducted through ceiling registers. We have assumed that these units are in average condition. While tenants are responsible for maintaining the HVAC systems, the landlord is responsible for the HVAC systems in the common areas and could conceivably be required to replace a compressor unit if it fails while a suite was vacant.

Electrical                         The electrical system is assumed to be in
                                   good working order and adequate for the
                                   building.

Fire Protection                    The subject property is not fully fire
                                   sprinklered. Tenants which have wet sprinkler systems are Walmart, Goody's, Montgomery
                                   Ward, Books A Million, and Bugle Boy. It is assumed that the subject has adequate fire alarm systems, fire exits, fire extinguishers, fire escapes and/or other fire protection measures adequate to meet local fire marshall requirements.

Life Safety and Security           The subject has no special security or
                                   surveillance system.

Plumbing The plumbing system is assumed to be adequate for the proposed subject improvements.

Parking There are 2,042 striped surface parking, including 29 handicapped spaces. This type of parking is similar to that found in the local comparables. The number of parking spaces is believed to satisfy current zoning requirements for the existing use. Therefore, it is considered to be legally conforming.

Landscaping                        The landscaping is average compared to
                                   competitors.

Tenant Improvements                Building standard tenant improvements include
                                   wall partitions, carpeting, painted walls, suspended acoustical ceilings, hollow core wood doors, etc. All of the subject space has been finished out.

--------------------------------------------------------------------------------

================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

ADA Compliance                     Handicap access appears be available to all
                                   areas of the building. While the subject does not have an elevator for access between the upper and lower levels, mall management indicates that the fact that both floors are accessible from street level satisfies ADA requirements. However, we are not qualified to determine compliance with the requirements. Please refer to the specific limiting condition regarding ADA compliance.

Environmental Issues               We were not provided with any environmental
                                   report or site assessment for the subject property. The value estimate rendered in this report is predicated on the assumption that there is no hazardous material on or in the property that would cause a loss in value.
                                   However, CB Commercial is not qualified to detect hazardous waste or toxic materials.
                                   Therefore, we reserve the right to review and revise our valuation conclusions if additional information to the contrary becomes available in the future.

Functional Quality of Space        The interior floor plan is flexible and will
                                   accommodate a variety of tenant layouts.

Deferred Maintenance               We have identified no signs of deferred
                                   maintenance during our inspection of the subject, nor have we been provided with any information by Mark Centers Trust or one of their representative indicating any items of deferred maintenance. Therefore, the subject property is assumed to have no deferred maintenance.

Economic Age and Life              The building was erected in 1969, suggesting
                                   a chronological age of 27 years. Based on current condition, appraisers estimate effective age to be approximately 20 years.
                                   According to the Marshall Valuation Service cost guide, buildings of this type and quality have an expected life of 55 years.
                                   Therefore, the remaining economic life
                                   (expected life minus effective age) is
                                   approximately 35 years. While we observed nothing to suggest a different economic life, a capital improvement program could extend life beyond that stated above.

Quality/General                    Condition The subject property conforms well
                                   with other retail buildings in the
                                   neighborhood. The relative quality of
                                   construction is good and the subject
                                   improvements appear to have been soundly constructed.

--------------------------------------------------------------------------------

================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

=========================================================================
                           IMPROVEMENT RATING
=========================================================================
  Category                Exc.      Good     Average     Fair      Poor
-------------------------------------------------------------------------
  Appeal/Appearance                   X
  Construction Class                  X
  Design                              X
  Electrical                          X
  Exterior Condition                            X
  Exterior Walls                                X
  Floor Construction                            X
  Floor Cover                                   X
  Floor to Ceiling                    X
  Height
  Foundation                                    X
  Frame                                         X
  Functionality/ Floor                          X
   Plan
  HVAC                                          X
  Interior Condition                            X
  Interior Partitions                           X
  Landscaping                                   X
  Lighting                            X
  Parking                             X
  Plumbing                                      X
  Restrooms                                     X
  Roof Cover                                    X
  Sprinkler System                              X
  Tenant Improvements                           X
=========================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
=========================================================================

--------------------------------------------------------------------------------

================================================================================
                                                                          ZONING
--------------------------------------------------------------------------------

                                     ZONING

The subject's zoning requirements are detailed below.

=======================================================================
                            ZONING SUMMARY
=======================================================================
Current zoning:          B-3, Highway Commercial District
Legally conforming?:     Yes
Uses permitted:          A variety  of  commercial  and  service  uses
                         including shopping centers.
Zoning change            Not likely
-----------------------------------------------------------------------
Category                 Zoning Requirement
-----------------------------------------------------------------------
Site coverage            50%
Front setback            35 feet
Rear setback             20 feet
Side yard setbacks       10 feet
Height limit             3 stories or 45 feet
Parking                  One space per 200 square feet of net floor
                         area.
-----------------------------------------------------------------------
Source: Dothan Planning & Zoning Department
Compiled by: CB Commercial Real Estate Group, Inc.
=======================================================================

ZONING ANALYSIS AND CONCLUSIONS

The subject improvements appear to be a legally conforming use within the current zoning.

--------------------------------------------------------------------------------

================================================================================
                                                                    TAX ANALYSIS
--------------------------------------------------------------------------------

                             TAX AND ASSESSMENT DATA

The subject is assessed at 20% of market value as estimated by the Houston County Tax Assessor's Office. The subject property's tax value summarized below.

============================================================================================
                       CURRENT ASSESSMENT AND TAX INFORMATION (1996)
============================================================================================
                                                       Assessed    Tax Rate       Annual
   Tax ID         Land    Improvements     Total        Value     Per $1,000      Taxes
--------------------------------------------------------------------------------------------
9-2-10-2-0-21    $540,000          $0      $540,000     $108,000     $31.00       $3,348
9-2-10-3-1-4   $2,175,000  $6,060,200    $8,235,200   $1,647,040     $31.00      $51,058
--------------------------------------------------------------------------------------------
Totals         $2,715,000  $6,060,200    $8,775,200   $1,775,040     $31.00      $54,406
============================================================================================
Source:  Houston County Tax Assessor
Compiled by: CB Commercial Real Estate Group, Inc.
============================================================================================

The county records indicate that there are no delinquent property taxes. CB Commercial has concluded that the assessor has overestimated market value based on the market value conclusion of this report. Therefore, a tax appeal is recommended.

--------------------------------------------------------------------------------

================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria that the highest and best use must meet are:

                  o     legal permissibility;
                  o     physical possibility;
                  o     financial feasibility; and,
                  o     maximum profitability.

Highest and best use is applied specifically to the use of a site as vacant. It is recognized that in cases where a site has existing improvements, the concluded highest and best use as if vacant may be different from the highest and best use given the existing improvements (as improved). The existing use will continue, however, until the land value, in its highest and best use, exceeds that total value of the property under its existing use plus the cost of removing or altering the existing structure.

Implied in the highest and best use is a recognition of the contribution of a specific use to the community environment or to the community's development goals, in addition to wealth maximization of individual property owners. Also implied is that the conclusion of highest and best use results from the appraiser's judgment and analytical skill, i.e., that the use determined from the analysis represents an opinion, not a fact to be found.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

HIGHEST AND BEST USE AS THOUGH VACANT

Legal Permissibility

The legally permissible uses were discussed in detail in the site analysis and zoning sections of this report. Overall, based on our review of the zoning restrictions, the site is limited to commercial use.

Physical Possibility

The physical characteristics of the subject site were discussed in detail in the site analysis. Overall, a wide range of legally permissible uses would be physically possible.

--------------------------------------------------------------------------------

================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

Financial Feasibility

An analysis of local market conditions provides an indication of the financial feasibility of a given use. The market analysis presented earlier in the report assesses the local market and indicates that there is demand. Therefore, a shopping center is financially feasible.

Maximum Profitability

The final test of highest and best use of the site as though vacant is that the use be maximally productive, yielding the highest land value. In the case of the subject as though vacant, the analysis thus far has indicated that commercial development would be most likely. Given the high probability that commercial use is the highest and best use, this is judged to be a reasonable indication of maximum productivity of the land.

Conclusion: Highest and Best Use As Though Vacant

The concluded highest and best use of the subject as though vacant is that the site be improved with commercial development.

HIGHEST AND BEST USE AS IMPROVED

Legal Permissibility

Overall, it is our opinion that the improvements are within the established guidelines. Further, we were told by the zoning authority that the subject is a legal and conforming use under the zoning ordinance.

Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the improvement analysis section of this report. Overall, the layout and positioning of the improvements is considered functional for commercial use, and the floor plan is considered to be reasonable on a comparison basis. While it would be physically possible for a wide variety of uses, based on the legal restrictions and the design/layout, the improvements would be most functionally utilized for commercial use.

Financial Feasibility

As with the highest and best use of the site as though vacant, the financial feasibility of the site as improved is market derived. Typically, for commercial properties similar to the subject, the test of feasibility is based on the amount of rent that can be generated, less operating

--------------------------------------------------------------------------------

================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

expenses. If a residual amount exists after paying the various expenses, then the land is being put to a productive use.

Maximum Profitability

Similar to the highest and best use of the site as though vacant, the maximum profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use. However, the recipient of the property's productivity greatly determines what actual use maximizes profitability.

Conclusion: Highest and Best Use as Improved

Based on the foregoing discussions, CB Commercial concludes that the highest and best use of the property as improved is consistent with the existing use.

There are no alternative uses of the existing improvements that would produce a higher net income and/or value over time than the current use. The current use is a legally permissible use and appears to represent the highest and best use as improved.

Furthermore, CB Commercial does not believe that conversion of the improvements or demolition is warranted or financially feasible.

--------------------------------------------------------------------------------

                                                                       VALUATION

                                   VALUATION

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

                              APPRAISAL METHODOLOGY

The appraisal process is defined as an orderly program by which the problem is planned and the data involved is acquired, classified, analyzed and interpreted into an estimate of value. In this process three basic approaches to value are considered: Cost Approach, Sales Comparison Approach, and Income Capitalization Approach. In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

The final step in the appraisal process is reconciliation -- a process by which CB Commercial analyzes alternative conclusions and selects a final value estimate from among two or more indications of value. CB Commercial weighs the relative significance, applicability and defensibility of each approach as it relates to the type of property being appraised.

INCOME CAPITALIZATION APPROACH

The methodology of the Income Capitalization Approach is to determine the income-producing capacity of the property on a stabilized basis by estimating market rent from comparable rentals, making deductions for vacancy and collection losses and building expenses, then capitalizing the net income at a market-derived rate to yield an indication of value. The capitalization rate represents the relationship between net income and value.

Related to the direct capitalization method is the discounted cash flow method. In this method of capitalizing future income to a present value, periodic cash flows (which consist of a net income less capital costs, per period) and a reversion (if any) are estimated and discounted to a present value. The discount rate is determined by analyzing current investor yield requirements for similar investments. Since investors are active in the marketplace for properties similar to the subject, the Income Approach is particularly applicable to the appraisal problem at hand. There is an adequate quality and quantity of income and expense data available to render a reliable and defensible value conclusion. Therefore, this approach has been employed for this assignment.

SALES COMPARISON APPROACH

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison

--------------------------------------------------------------------------------

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences with the final estimate derived based on the general comparisons.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of atypical conditions affecting the sales price. Through our search of the subject market, we were able to uncover an adequate quality and quantity of sales through which a reliable and defensible indication of value could be concluded. Therefore, this approach has been employed for this assignment.

THE COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

The first step in the Cost Approach is to estimate the land value (at its highest and best use) applicable to the subject. This is usually done through an analysis of comparable land sales. The second step is to estimate the cost of all improvements. Improvement costs are then depreciated to reflect value loss from physical, functional and economic causes. Land value and depreciated improvement costs are then added to indicate a total value. The Cost Approach is not considered to be appropriate for this assignment given the age of the improvements and resulting subjectivity required in quantifying depreciation. In addition, at the instruction of the client, an estimate of the subject site's land value was also not prepared.

--------------------------------------------------------------------------------

================================================================================================================
                                                SUMMARY OF COMPARABLE RETAIL SALES
================================================================================================================
Sale                                          Sale   Year  Building    Occupancy
 No.  Name % Location                         Date   Built Size (GLA)   at Sale           Anchor Tenant
================================================================================================================
 1    Broad Street Center                     08/95  1975   181,109      100%           K-Mart, Big Lots
      NW Broad Street and W. Clark Boulevard
      Murfreesboro, TN

 2    Spring Mill Village                      7/95  1974    99,600       95%     Marshalls, Old Country Buffet
      6011 Memorial Drive
      Tucker GA

 3    Village Shopping Center                  5/95  1975   100,000      100%        Winn-Dixie, Heilig Myers
      West Spring Street & Breedlove Drive
      Monroe, GA

 4    Cross Country Plaza                      2/95  1968   337,360       87%      Service Merchandise, Talbot's
      I-85 & Macon Road
      Columbus, GA

 5    Priest Lake Plaza                       12/93  1977   100,000       78%              Kroger, Super X
      SWC Of Murfreesboro Road At Bell Road
      Nashville, TN
----------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial
----------------------------------------------------------------------------------------------------------------

==============================================================================
     SUMMARY OF COMPARABLE RETAIL SALES
==============================================================================
Sale                                                       Sale Price
 No.  Name % Location                          Sale Price     /SF       OAR
==============================================================================
 1    Broad Street Center                      $5,300,000    $29.26    11.20%
      NW Broad Street and W. Clark Boulevard
      Murfreesboro, TN

 2    Spring Mill Village                      $3,900,000    $39.16    10.46%
      6011 Memorial Drive
      Tucker GA

 3    Village Shopping Center                  $2,500,000    $25.75    11.81%
      West Spring Street & Breedlove Drive
      Monroe, GA

 4    Cross Country Plaza                     $10,000,000    $29.64    10.96%
      I-85 & Macon Road
      Columbus, GA

 5    Priest Lake Plaza                        $2,310,000    $23.10    12.38%
      SWC Of Murfreesboro Road At Bell Road
      Nashville, TN
-----------------------------------------------------------------------------
Compiled by: CB Commercial
-----------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH

The Sales Comparison Approach provides an estimate of market value based on analyzing transactions of similar properties in the market area. The method is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing one with the same utility. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed.

The applicability of this approach is based on the assemblage of similar market sales and offerings for a comparison to the subject. Factors such as changing market conditions over time, location, size, quality, age, condition, and amenities, as well as the terms of the transactions, are all significant variables relating to the relative marketability of the subject property. Any adjustments to the sale price of market sales to provide indications of market value for the subject must be market-derived; thus, the actions of typical buyers and sellers are reflected in the comparison process.

There are various units of comparison available in the evaluation of sales data in this approach. The sale price per square foot is the most commonly used in this approach.

We searched the market for sales that qualify as arm's length transactions between willing and knowledgeable buyers and sellers in order to identify value and price trends. There have apparently been no shopping center investment sales in the Dothan area for several years. Furthermore, while the subject is an enclosed mall, its tenant profile is more representative of a community shopping center, albeit with regional mall type expenses. Therefore, we have utilized five sales from similar communities in the Southeast. The sales utilized in this analysis are summarized on the facing page table, with their location relative to the subject identified on the following facing page map. In addition, sale summaries are included in the Addenda.

Adjustment for Economic Characteristics

The comparable sales generate net operating income that is slightly to substantially higher than the subject on a per square foot basis. The subject has three anchor leases which are at or below the market rental rate, and this accounts for much of the difference. The subject is an investment property and the price an investor will pay is directly related to the current or potential NOI. As our cash flow indicates, the subject's NOI is not projected to increase substantially over a 10 year holding period.

We have calculated the adjustment by subtracting the subject's projected NOI ($1.44/SF) from the NOI of each comparable. We then capitalized the difference by 10.5% to yield an

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                      Regional Location - Comparable Sales

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

appropriate adjustment. However, the degree of adjustment is mitigated somewhat because the other adjustment variables can have an affect on the property's NOI per square foot.

DISCUSSION OF COMPARABLE SALES

Sale Number One

Broad Street Station is a community shopping center located in Murfreesboro, Tennessee. This shopping center was originally constructed in 1975 as an enclosed mall and was subsequently renovated as an open-air community center in 1992. It was 100% occupied at the time of sale with an indicated NOI of $3.28. It is anchored by K-Mart, Big Lots and Walgreens, which occupy 79% of the center.

The center is similar to the subject in terms of size, age, condition, location and anchor tenancy. It is superior with respect to economic characteristics. Overall, a downward adjustment is necessary.

Sale Number Two

Spring Mill Village is a neighborhood shopping center located in an older retail submarket of Atlanta, Georgia. This shopping center was built in 1974 and was 95% occupied at the time of sale with an indicated NOI of $4.10. It is anchored by Marshall's and Old Country Buffet, which occupy 39% of the center.

The center is similar to the subject in terms of age and condition. It is superior with respect to location and economic characteristics, but inferior based on size and anchor tenancy. Overall, a downward adjustment is necessary.

Sale Number Three

Village Shopping Center is a neighborhood shopping center located in Monroe, Georgia. This shopping center was built in 1975 and was 100% occupied at the time of sale with an indicated NOI of $3.04. It is anchored by a Winn-Dixie grocery store, a Heilig Myers furniture store and Eckerd Drugs, which occupy 62% of the center.

The center is similar to the subject in terms of location, age, and condition. It is superior with respect to its economic characteristics, but inferior based on anchor tenancy and size. Overall, a downward adjustment is necessary.

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

Sale Number Four

Cross Country Plaza is a community shopping center located in Columbus, Georgia, approximately 30 miles east of Opelika. This shopping center was built in 1968 and was 87% occupied at the time of sale with an indicated NOI of $3.25. It is anchored by Service Merchandise, Talbot's, Fashion Bug, and Blockbuster Video, among others, which occupy a large percentage of the center.

The center is similar to the subject in terms of location, anchor tenancy, age, size, and condition. It is superior with respect to its economic characteristics. Overall, a downward adjustment is necessary.

Sale Number Five

Priest Lake Plaza is a neighborhood shopping center located in Nashville, Tennessee. This shopping center was built in 1977 and was 78% occupied at the time of sale with an indicated NOI of $2.86. It is anchored by Kroger, and Super X, which occupy 44% of the center.

The center is similar to the subject in terms of age, and condition. It is superior based on location and economic characteristics, but inferior based on size and anchor tenancy.
Overall, a downward adjustment is necessary.

ANALYSIS

Adjustments made to the comparable sales are summarized in the following table.

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

=======================================================================================
                               IMPROVED SALES ANALYSIS
                               SUMMARY OF ADJUSTMENTS (1)
=======================================================================================
                                Sale 1      Sale 2      Sale 3      Sale 4     Sale 6
---------------------------------------------------------------------------------------
Unadjusted Price/ SF           $29.26       $39.16     $25.75      $29.64     $23.10
Property Rights                  0.00         0.00       0.00        0.00       0.00
                               ------       ------     ------      ------     ------
      Subtotal                 $29.26       $39.16     $25.75      $29.64     $23.10
Financing Terms                  0.00         0.00       0.00        0.00       0.00
                               ------       ------     ------      ------     ------
      Subtotal                 $29.26       $39.16     $25.75      $29.64     $23.10
Conditions of Sale               0.00         0.00       4.10        0.00       0.00
                               ------       ------     ------      ------     ------
      Subtotal                 $29.26       $39.16     $25.75      $29.64     $23.10
Market Conditions                0.00         0.00       0.00        0.00       0.00
                               ------       ------     ------      ------     ------
      Subtotal                 $29.26       $39.16     $25.75      $29.64     $23.10
Other Adjustments
      Tenancy                      0%         +10%       +10%          0%       +10%
      Age/Quality/Condition        0%           0%         0%          0%         0%
      Size                         0%          +5%        +5%          0%        +5%
      Location                     0%         -10%         0%          0%        -5%
      Economic characteristics   -50%         -60%       -55%        -55%       -50%
                               ------       ------     ------      ------     ------

Total Other Adjustments          -50%         -55%       -40%        -55%       -40%
Value Indication for           $14.63       $17.62     $15.45      $13.34     $13.86
Subject
=======================================================================================
(1) The adjustment grid summarizes the direction and magnitude of adjustments judged appropriate to the comparable sales. In some cases adjustments may be derived directly from quantifiable data. However, in many instances the adjustments involve judgment of CB Commercial Real Estate Group, Inc.

Source: CB Commercial Real Estate Group, Inc.
=======================================================================================

SALES COMPARISON APPROACH CONCLUSION

The comparable sales indicate an unadjusted range of $23.10 to $39.16 per gross leasable square foot. In our analysis, we have considered adjustments to these comparables for property rights conveyed, financing terms, conditions of sale, date of sale, age, condition, construction quality, building size, tenancy, location, and overall economic conditions.

Sale Nos. 1 and 4 are considered to be the most comparable transactions. They represent community shopping centers which are similar in terms of location, age, size and condition.

After adjustments, the adjusted sale prices indicated for the subject range from $13.34 to $17.62 per square foot, although dropping the high and low end of the range generally suggests an adjusted value of $14 to $15 per square foot. Again, primary emphasis was placed on Sale Nos. 1 and 4 as they were judged to be the most similar to the subject in terms of their physical, locational and tenant characteristics. Therefore, we have estimated a value of $14 per gross leasable square foot of building area. This would suggest the following market value indication for the subject property based on the Sales Comparison Approach.

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================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

========================================================
               SALES COMPARISON APPROACH
--------------------------------------------------------
Gross Leasable SF       SP per SF      Indicated Value
--------------------------------------------------------
    381,677 SF      x    $14.00    =    $5,343,478
     Rounded:                           $5,350,000
--------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
========================================================

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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                         INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over period of time. The two common valuation techniques associated with the Income Approach are direct capitalization and the discounted cash flow (DCF) analysis.

DIRECT CAPITALIZATION

Direct capitalization is the method used to convert a single year's estimate of income into a value indication. In direct capitalization, a precise allocation between return on and return of capital is not made because investor assumptions or forecasts concerning the holding period, pattern of income, or changes in value of the original investment are not simulated in the method. Direct capitalization is most appropriate when analyzing a stable income stream and in estimating the reversion at the end of a holding period. Using this method, the following sets forth the process:

      1. Estimate the Potential Gross Income (PGI) from all sources that a competent owner should be able to generate from a property based on existing and/or market rents.

      2. Deduct an estimate of Vacancy and Collection Loss (VCL) to arrive at an Effective Gross Income (EGI) estimate.

      3. Deduct operating expenses from the estimate of EGI. The result is an estimate of the stabilized Net Operating Income (NOI).

      4.    Estimate an Overall capitalization rate (Ro, or OAR).

      5. Divide the NOI by Ro, resulting in a value estimate at stabilized occupancy.

      6. Adjust the stabilized value to account for "as is" condition, if applicable.

DISCOUNTED CASH FLOW ANALYSIS

The discounted cash flow (DCF) analysis is a detailed analysis used when the future income is expected to be variant, usually as a result of numerous lease obligations and/or anticipated changes in income and expenses. It is also particularly relevant when institutional buyers are the most likely purchasers of the subject because institutional buyers often place great weight on this analysis. The DCF analysis specifies the quantity, variability, timing, and duration of NOI and cash flow. Selecting the proper yield rate (discount rate) is essential. CB Commercial must consider the target yield sought by investors as well as yields derived from comparable sales and/or market information. The methodology is:

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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

      1. Estimate the before-tax cash flows for each period of a projected holding period net of any capital expenditures such as leasing expenses and tenant improvements.

      2.    Estimate a discount rate and a terminal overall capitalization rate.

      3. Estimate a selling price, known as the reversion, for the end of the projected holding period.

      4. The cash flows and the reversion are then discounted to a present value estimate.

APPROPRIATE CAPITALIZATION METHOD

A number of factors were considered in evaluating the appropriateness of using the direct capitalization method and/or the DCF technique.

Occupancy Status

If the subject is not at stabilized occupancy, the DCF method is typically the preferred method because it better models the present value impact of lease-up costs on value. If the subject is at stabilized occupancy, the direct capitalization method may be the most applicable.

The subject is currently 88.5% occupied. This is considered to approximate the subject's stabilized occupancy rate. Therefore, while the direct capitalization approach may be most applicable, the DCF model may also be useful.

Lease Structure

Consideration is given to the subject's existing lease structure. Where the subject's lease structure generally reflects market terms, direct capitalization may be appropriate. Discounted cash flow analysis may also be relevant depending on typical buyer preferences. Conversely, the usefulness of a direct capitalization analysis may be limited in instances where the subject includes leases having a variety of rent levels, rent escalation structures, or differing expense treatments.

The existing lease parameters generally reflect market terms on average for the existing tenants. Implicit investor assumptions therefore may behave as the market would expect. While the direct capitalization analysis would likely be the preferred methodology, a DCF model is still often utilized by some investors.

Above-Market or Below-Market Rent

If the subject's rent structure reflects general market levels, both direct capitalization and DCF analysis may be relevant. When average rent is above or below market, however, the Income Approach requires an appropriate adjustment for the present value of the market/contract difference. Reliability of the direct capitalization method becomes more limited as the average

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=================================================================================================================================
                                               SUMMARY OF COMPARABLE RETAIL RENTALS
=================================================================================================================================
 Sale                                     Building    Year     Local     Overall                                          Base
 No.   Name/Location                      Size (GLA)  Built  Occupancy  Occupancy       Anchor Tenant         TI/SF      Rent/SF
=================================================================================================================================
1      Wiregrass Commons                   710,000    1986       86%        94%      Gayfer's, JC Penney    Negotiable   $10.00 -
       Highway 231 & Ross Clark Circle
       Dothan, AL
2      Wiregrass Plaza                      49,150    1986      100%       100%    Winn-Dixie, Big B Drugs  Negotiable    $9.00
       Highway 231 & Westgate Parkway
       Dothan, AL
3      Colony Square                        73,825    1988      100%       100%         Office Depot        Negotiable    $7.00 -
       Ross Clark Circle and Highway 84
       Dothan, AL
4      Northside Plaza                      71,348    1981      100%       100%    Food World, Big B Drugs  Negotiable    $7.00 -
       Ross Clark Circle and Denton Road
       Dothan, AL
---------------------------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial
---------------------------------------------------------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

rent level becomes more complicated. Discounted cash flow methodology is favored when adjustments become overly subjective or difficult to discern.

The subject's lease structure includes terms that generally reflect market conditions. Therefore, the direct capitalization analysis is the preferred method.

Typical Buyer Behavior

Selection of the appropriate methodology also depends upon the behavior of typical buyers of the subject's property type within the local market. Based on discussions with market participants, the direct capitalization analysis is the definite choice as the appropriate methodology. However, a discounted cash flow model can also be used to incorporate projected fluctuations in market rents, expenses, turnover, etc. Furthermore, when utilizing a DCF model, investors will often check whether the implied capitalization rate falls within an expected range by dividing the first year net operating income into the estimated value.

Appraisal Instructions

No specific instructions were given for this assignment.

Conclusion

As a result of considering the foregoing factors, both the DCF technique and the income capitalization technique are employed in this appraisal.

ESTIMATE OF MARKET RENT

Rent analysis typically involves both a study of market (comparable) rentals and the subject's existing rents. Market rent is the rent that a property would most probably command in the open market; indicated by the current rents paid and asked for comparable space.

SUMMARY OF COMPARABLE RENTALS

CB Commercial has searched the immediate subject neighborhood for competitive properties and lease transactions for comparison to the subject. We have identified four shopping centers in the immediate subject area which are comparable to the subject. The selected comparable rentals are summarized in the facing page chart, with their location relative to the subject shown on the following facing page map. In addition, photographs and detailed summary sheets of each comparable are included in the Addenda.

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                               Comparable Rentals

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF COMPARABLE RENTALS

Comparable Rental Number One

Wiregrass Commons is a regional mall located directly across Highway 231 from the subject property. It is similar to the subject property based on its location, but superior in terms of age, condition, occupancy rate, size and tenant mix, which includes Gayfer's, JC Penney, McCrae's, and Parisian as anchor tenants. Recent local tenant leases signed in the building are in the range of approximately $10.00 to $16.00 per square foot on a triple net basis. The occupancy rate is currently 94% overall and 86% for local tenants. Overall, a downward rent adjustment is necessary as compared to the subject.

Comparable Rental Number Two

Wiregrass Plaza is a neighborhood shopping center located along the east side of Highway 231 just north of Ross Clark Circle. It is similar to the subject property based on its location and condition. It is considered to be superior based on age, and occupancy, but inferior with respect to anchor tenancy. Recent local tenant leases signed in the building are in the range of approximately $9.00 per square foot on a triple net basis. The occupancy rate is currently 100% overall and 100% for local tenants. Overall, a downward rent adjustment for local tenants is necessary as compared to the subject.

Comparable Rental Number Three

Colony Square is a neighborhood shopping center along the west side of Ross Clark Circle a few miles south of Highway 231. It is inferior to the subject property based on its location and anchor tenancy, but superior with respect to age, condition, and occupancy rate. Recent local tenant leases signed in the building are in the range of approximately $7.00 to $8.00 per square foot on a triple net basis. The occupancy rate is currently 100% overall and 100% for local tenants. Overall, a slight downward rent adjustment is necessary as compared to the subject.

Comparable Rental Number Four

Northside Plaza is a neighborhood shopping center along the north side of Ross Clark Circle a few miles east of Highway 231. It is inferior to the subject property based on its location and anchor tenancy, but superior with respect to age and occupancy rate. Recent local tenant leases signed in the building are in the range of approximately $7.00 to $8.00 per square foot on a triple net basis. The occupancy rate is currently 100% overall and 100% for local tenants. Overall, a slight downward rent adjustment is necessary as compared to the subject.

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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

It should be noted that some of the subject bay depths are considerable deeper (100 feet) than is typical for the rent comparables (60 to 75 feet). This generally would require a downward adjustment to the rent comparables, all other factors considered equal.

ANALYSIS OF RECENT SUBJECT LEASES

The following table summarizes the subject property's recent lease history.

=================================================================================================================
                                        SUMMARY OF RECENT SUBJECT LEASES
-----------------------------------------------------------------------------------------------------------------
                          New/                                   Rental                       Lease         TI
        Tenant           Renew     Term     Date      Size        Rate      Escalation      Structure     per SF
-----------------------------------------------------------------------------------------------------------------
CCS Computer             renew     1 yr     5/96       825 SF    $5.09         Flat         Net of CAM    as is
Lowery Jewelers           new      1 yr     2/96       600 SF    $9.00         Flat         Net of CAM    as is
Joker's Wild              new      1 yr     1/96       785 SF    $3.02         Flat         Net of CAM    as is
Shepherds Cafeteria       new     5 yrs    11/95    11,008 SF    $3.00         Flat         Triple Net    as is
Books A Million           new     10 yrs    8/95    17,316 SF    $5.00      5% in Yr 6      Triple Net    $1.30
Southern Sampler          new    5.5 yrs    7/95     3,000 SF    $3.50    $0.50 per year    Triple Net    $1.49
Heart n Home              new    2.5 yrs    6/95     1,650 SF    $3.65     $1.80 in Yr 2    Triple Net    $5.39
Top Gun Airbrush          new     2 yrs    12/94       300 SF    $8.00         Flat         Net of CAM    as is
Troy State Univ.         renew    2 yrs    12/94    18,400 SF    $3.00         Flat           Gross       as is
Country at Heart          new     3 yrs    11/94     6,070 SF    $4.25     $0.25 in Yr 3    Net of CAM    $1.65
                                                                                             & taxes
=================================================================================================================
Source:  Mark Centers Trust.
Compiled by: CB Commercial Real Estate Group, Inc.
=================================================================================================================

Recent leases at the subject property requires that tenants pay expense reimbursements for one or more of CAM, real estate taxes and insurance. This is similar to the comparables, which also collect typically collect expense reimbursements. All tenants are responsible for their individual utilities and interior cleaning. Half of the recent leases were for only one or two years, with three years suggested on average. This is similar to typical market terms. Also, while tenant improvement allowances were paid by the landlord in four of the eight new leases, but neither of the two renewals, the amounts were not substantial. Free rent is generally not included in subject leases, with only three of the recent leases including such an allowance. However, in only one instance did free rent consist of more than one month for the tenant to build out their space.

The rental rates for recent leases would suggest a wide range in rental rates from $3.00 to $9.00 per square foot net of CAM and real estate taxes. Of the seven leases of two years or more, four included rent escalation clauses, but three of the four had one time increases only. However, the high end of this range is established by two small local tenants (300 SF and 600 SF) on the upper level who pay $8.00 and $9.00 per square foot, respectively. The remaining leases suggest rental rates are in the range of $3.00 to $5.09 per square foot. It should be

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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

noted that two other small local tenant leases (785 SF and 825 SF) fall within this rental range; but they are located on the lower level of the subject property.

Three larger tenants are included in this analysis of recent leases which range in size from 11,008 to 18,400 square feet. Two of the tenants are located on the lower level of the property, with a rental rate of $3.00 per square foot flat over the term, one of which is triple net and one of which is gross. The third lease is on the upper level of the mall facing Ross Clark Circle with a triple net rental rate of $5.00 per square foot, with a 5% increase in Year 6 of a ten year lease.

ANCHOR TENANT LEASES

The initial lease terms for the two major anchors, Wal-Mart and Montgomery Ward, end in January 1999 and November 1999, respectively. The junior anchors, Goody's, Bugle Boy, Troy State University and Books A Million, have leases which expire in November 2003, December 1996, December 1998, and January 2006, respectively. Four of the five leases contain renewal options for a total of 15 (Wal-Mart), 15 (Montgomery Ward), 15 (Goody's), 10 (Bugle Boy) and 15 (Books A Million) years. These renewal options include an extension of the existing lease terms at either flat or increased rental rates. If the option rental rate is substantially below market, it is likely the tenant will either renew the lease or sublease the space.

The current base rental rates for the anchor tenants at the subject are $1.96 for Wal-Mart, $1.20 for Montgomery Ward, $5.50 for Goody's, $1.00 for Bugle Boy, $3.00 for Troy State University and $5.00 for Books A Million. Sales per square foot for the anchor tenants as reported are approximately $300 for Wal-Mart, $105 for Montgomery Ward, $140 for Goody's, $80 for Bugle Boy, and $175 for Books A Million. While the Wal-Mart, Goody's, Bugle Boy and Books A Million leases call for increased rent in the first year of each option period, the projected rental rate is still considered to be at or below market rent. Therefore, it is likely that the anchor tenants will renew their leases. We typically allow the leases to expire and renew at a market rate; however, in this instance, it could lead to an inflated value, given the lease renewal terms. Therefore, we have renewed the anchor tenant leases through the projection period at the option rental rates.

CONCLUSIONS: MARKET RENT ESTIMATE FOR THE SUBJECT PROPERTY

Based on the previous analysis, the current market lease parameters for the subject property are estimated as follows:

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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

===============================================================
                    CONCLUDED MARKET RENT
                  (PER SQUARE FOOT PER YEAR)
---------------------------------------------------------------
Category
---------------------------------------------------------------
Local Tenants
    upper level - less than                          $8.00
    800 SF                                           $3.00
    all others
Anchor Tenants
    upper level                                      $5.00
    lower level                                      $3.00
Lease Structure                        Net of CAM, Taxes &
                                                 Insurance
Annual escalation
    local tenants                                     Flat
    anchor tenants                              5% in Yr 6
Tenant Improvements (new tenants)             $1.00 per SF
Tenant Improvements (renewals)                        None
Average lease term
    local tenants                                  3 years
    anchor tenants                                10 years
Free Rent (Months)                                    None
---------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
===============================================================

These terms generally reflect the most recent leasing history of the subject, as well as market rent terms as discussed in the previous analysis.

EXISTING CONTRACT RENT

As discussed, the subject's leasable area has been subdivided into 56 individual suites, of which 39 are currently occupied and 17 are available for lease. The occupied suites total 337,880 square feet, or 88.5% of the building's leasable area.

Through our research of the subject property, which included a complete review of all leased documents available, lease abstracts, rent rolls (both current and historical), and detailed discussions with the property manager, the following rent roll summary was utilized to detail currently leased suites and general information employed for this approach. Detailed abstracts of each tenant's lease and miscellaneous assumptions assumed for this assignment have been included in file memorandum. Additionally, within the Addenda are copies of a Tenant Register and Rent Roll generated by Pro-Ject, a computerized lease-by-lease analysis program.

The information contained in the chart and in appropriate sections of the Addenda represent the data inputted for this method and is assumed to be correct and reliable. CB Commercial reserves the right to amend our input assumptions if any documentation is subsequently available which contradicts that assumed for this method.

Shown in the following table is the subject rent roll.

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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

===============================================================================
                                NORTHSIDE MALL
                                  RENT ROLL
                             (AS OF JULY 2, 1996)
-------------------------------------------------------------------------------
                              Square    Begin   End       Base Rent    Annual
  Tenant                       Feet     Date    Date        per SF      Rent
-------------------------------------------------------------------------------
 Wal-Mart                     111,970   10/83    1/99        $1.96    $219,975
 Montgomery Ward               77,140   11/69   11/99        $1.20     $92,432
 Goody's                       26,840   12/93   11/03        $5.50    $147,620
 Troy State University         18,400   12/94   12/96        $3.00     $55,200
 Books A Million               18,066    9/95   1/106        $5.00      90,330
 Bugle Boy                     15,480   11/89   12/96        $0.00          $0
 Northside Fitness             15,300   12/91   12/96        $1.46     $22,380
 Shepherd's Cafeteria          11,008    1/96    1/01        $3.00     $33,024
 Country at Heart               6,070   11/94   11/97        $4.25     $25,797
 Catos                          6,000    5/85   12/96        $0.00          $0
 SE Alabama Em. Medical         3,854    5/92    4/97        $2.34      $9,000
 One Price Clothing             3,301   11/93    1/99        $6.00     $19,806
 Mark Twain Shop                3,050    8/88    1/97        $0.00          $0
 Southern Sampler               3,000   11/95   12/00        $3.50     $10,500
 Simply 6                       3,000    7/93    7/03        $5.00     $15,000
 Oriental Imports               2,010    2/80   12/96        $0.00          $0
 Lowery Jewelers                1,860    2/96    2/97        $2.90      $5,400
 Dipper Dan                     1,750    1/89   12/96        $2.00      $3,500
 Heart n Home                   1,650    9/95    9/97        $3.65      $6,023
 The Cake Box                   1,446   12/88   12/96        $4.88      $7,054
 Wiregrass Art League           1,400   11/95   12/96        $0.43        $600
 CCS Computer Service             825    6/96    5/97        $5.09      $4,200
 Joker's Wild                     785    1/96   12/96        $3.02      $2,368
 Georgianne Stender               750   11/94   10/99        $7.60      $5,700
 Evans Barber Shop                630    4/85   12/96       $10.00      $6,300
 Top Gun Airbrush                 300   12/94   12/96        $8.00      $2,400
 Evans Barber Shop (storage)      235    4/85   12/96        $1.28        $300
 Fair Wind Travel (storage)       393    4/91   12/96        $0.61        $240
                             --------                        -----   ---------
Total Leased Square Feet      336,513   Average Rent:        $2.33    $785,149
 Community Room                 1,049
 Break Room                       318
                             --------
Total Occupied Square Feet    337,880   Average Rent:        $2.32    $785,149
Unleased Space                 43,797
                             --------
Total Square Footage          381,677
Occupancy-Overall               88.5%
Occupancy-Local Tenants         61.0%
-------------------------------------------------------------------------------
 Note: Some figures may not calculate due to rounding; annual rent stated
       correlates with actual rent being collected. Also, tenants with no annual rent pay percentage rent only.
 Source:  Leases and abstracts provided by Mark Centers Trust
 Compiled by: CB Commercial Real Estate Group, Inc.
===============================================================================

It should be noted that including percentage rent, which is significant at the subject, would indicate a weighted average rent of $3.10 per square foot.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Excluding the anchor tenants and tenants which pay percentage rent only, the weighted average rental rate for local tenants is $3.72 per square foot. This is considered reasonable as compared to market rent for the subject as previously discussed.

ANALYSIS OF TENANCY

The tenant base is represented by clients of both a national and local credit rating. The following table summarizes the expiration of existing leases over the next five years. It should be noted that we have not considered the options associated with the subject's anchor tenants.

========================================================================================
                           SUBJECT LEASE EXPIRATION SUMMARY
----------------------------------------------------------------------------------------
  FY Vacancy     # of Tenants    SF Expiring      %       Cumulative SF   Cumulative %
----------------------------------------------------------------------------------------
     1997             22           81,912       21.5%        81,912          21.5%
     1998             2             7,720        2.0%        89,632          23.5%
     1999             2           115,271       30.2%       204,903          53.7%
     2000             3            61,151       16.0%       266,054          69.7%
     2001             2            14,008        3.7%       280,062          73.4%
----------------------------------------------------------------------------------------
Source:  CB Commercial Real Estate Group, Inc.
========================================================================================

In estimating the potential gross income of the subject property, it is necessary to consider the leases subject to termination during the initial portion of the holding period. The rate and timing of lease expirations is considered to be at a faster rate than is generally typical. However, Mark Centers reports that at least half of the tenants whose leases expire during the next year will renew. As this includes only those tenants whose leases end before the end of 1996. Therefore, the percentage is expected to be significantly higher. Those already indicating that they will renew include Troy State University (18,400 SF). Also, Mark Centers is negotiating to replace the existing fitness center operator (15,300 SF).

The first major anchor tenant lease (Wal-Mart) expires in Year 3, while the other major anchor tenant lease expires in Year 4 (Montgomery Ward). We are aware that Wal-Mart has a new super store under construction on the south side of Dothan and have discussed the current lease expiration with the existing Walmart general manager, the president of the Dothan Area Chamber of Commerce and the Dothan city manager. Based on these conversations, it would appear that Wal-Mart will renew their lease even though they apparently have not exercised their option. The subject's excellent location at the primary retail market in Dothan would also suggest that they will not leave. In fact, Mark Centers reports that they are considering expanding the existing store to a size more in line with their current super store concept (150,000 square feet or more).

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Montgomery Ward is also expected to renew their lease because of the excellent location and the fact that they have a very favorable lease renewal rate, approximately $3.40 per square foot on a gross basis including percentage rent.

Furthermore, some brokers familiar with the market suggest that one or both of these anchor leaving could actually prove beneficial to the subject given the excellent location and the possibility of releasing the anchor spaces at rental rates in excess of the current low rents. Therefore, much of the subject rollover risk is considered to be mitigated by these factors.

EXPENSE REIMBURSEMENTS

As discussed, most of the current and future hypothetical leases which will encumber the subject space will be based upon leases which are net of CAM and real estate tax expenses, whereby the tenant is responsible for their prorata share of common area maintenance and real estate taxes. Furthermore, tenants with special expense stops or expense reimbursement limitations may impact the valuation analysis. However, there are some variations in the reimbursement structures, with some of the tenants having specified amounts of recovery or the exclusion of CAM or taxes, or the inclusion of insurance.

We have reviewed historical expense reimbursements for the subject property, as compared to a projection of each expense reimbursement for the next year based on existing leases. A review of historical CAM reimbursements is as follows:

======================================
         CAM REIMBURSEMENTS
--------------------------------------
Year                  Total $ Amount
--------------------------------------
1993                      $77,305
1994                      $81,738
1995                     $103,387
1996 Budget              $113,021
Year 1 DCF               $100,780
--------------------------------------
Source:  Mark Centers Trust
======================================

CAM expense recoveries have increased annually from $0.20 per square foot in 1993 to $0.27 per square foot in 1995. The 1996 budget projects $0.30 per square foot, approximately 10% higher than the 1995 actual expense. By comparison, the first year of our DCF model suggests total CAM reimbursements of $0.26 per square foot based on a review of lease abstracts. This is consistent with the historical trend. We feel that the DCF model most effectively quantifies the projected expense recoveries. Therefore, we estimate total CAM reimbursements to be $101,000, on a rounded basis.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

A review of historical tax reimbursements is as follows:

======================================
         TAX REIMBURSEMENTS
--------------------------------------
Year                  Total $ Amount
--------------------------------------
1993                      $53,571
1994                      $19,788
1995                      $38,407
1996 Budget               $30,396
Year 1 DCF                $29,054
--------------------------------------
Source:  Mark Centers Trust
======================================

Tax expense recoveries have varied from $0.14 per square foot in 1993 to $0.05 per square foot in 1994 and $0.10 per square foot in 1995. The 1996 budget projects a further decline to $0.08 per square foot. By comparison, the first year of our DCF model suggests total real estate tax reimbursements of $0.08 per square foot based on a review of lease abstracts. This is consistent with the 1996 budgeted amount. We feel that the DCF model most effectively quantifies the projected expense recoveries. Therefore, we estimate total tax reimbursements to be $29,000, on a rounded basis.

A review of historical insurance reimbursements is as follows:

======================================
      INSURANCE REIMBURSEMENTS
--------------------------------------
Year                  Total $ Amount
--------------------------------------
1993                         $865
1994                       $1,301
1995                       $1,472
1996 Budget                $3,228
Year 1 DCF                 $4,919
--------------------------------------
Source:  Mark Centers Trust
======================================

Insurance expense recoveries have been less than $0.01 per square foot from 1993 through 1995. The 1996 budget projects that they will continue to be less than $0.01 per square foot. The first year of our DCF model also suggests total insurance reimbursements of less than $0.01 per square foot based on a review of lease abstracts. We feel that the DCF model most effectively quantifies the projected expense recoveries. Therefore, we estimate total tax reimbursements to be $4,900, on a rounded basis.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

OTHER INCOME

For the purpose of estimating the other income that could reasonably be generated by the subject building, we have again reviewed the historical revenues actually received, as well as surveyed local property management companies regarding similar retail projects. This income category can be derived from several different sources including tenant service income, late fee income, short-term storage income, professional services provided for the tenants by the landlord/management, and other miscellaneous sources. The following chart depicts the historical and budgeted revenues included in Other Income for the subject project.

==================================
          OTHER INCOME
----------------------------------
Year               Total $ Amount
----------------------------------
1993                  $16,000
1994                  $11,214
1995                       $0
1996 Budget            $3,990
Year 1 Pro Forma       $4,000
----------------------------------
Source:  Mark Centers Trust
==================================

This source income, while not significant, decreased from $0.04 per square foot in 1993 to $0.03 per square foot in 1994. Furthermore, no income from this source was recorded in 1995. The 1996 budget projects only $0.01 per square foot. Therefore, we have estimated Other Income in line with the 1996 budget of $4,000, or $0.01 per square foot of leasable area.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

PERCENTAGE RENT INCOME

According to the lease documents provided, several of the existing tenants have a provision in their lease documents which requires percentage rent payments over a base amount or under a specific formula. That is, in addition to the basic rental charges, the tenant is responsible for paying the landlord additional rent equal to a specified percentage of the tenant's gross sales made in, upon, or from the premises, over a breakpoint factor or according to a specific schedule. However, just six tenants generate percentage rent, with four of these leases being percentage rent only. The remaining two tenants which have sales sufficient to produce percentage rent are Wal-Mart ($300 per square foot) and Montgomery Ward ($100 per square foot).

A review of historical percentage rent collections is as follows:

======================================
           PERCENTAGE RENT
--------------------------------------
Year                  Total $ Amount
--------------------------------------
1993                     $240,356
1994                     $249,122
1995                     $318,300
1996 Budget              $299,162
Year 1 DCF               $268,518
--------------------------------------
Source:  Mark Centers Trust
======================================

We feel that the DCF model most effectively quantifies the projected expense recoveries. It should be noted that the four leases which are based on percentage rent only all expire in the next seven months. Therefore, we estimate total percentage rent to be $268,500, on a rounded basis.

POTENTIAL GROSS INCOME

The concluded potential gross income for the subject is summarized as follows:

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

========================================================================================
                                POTENTIAL GROSS INCOME
----------------------------------------------------------------------------------------
                                                     P.S.F.                Totals
----------------------------------------------------------------------------------------
Existing Contract Rent          337,880 SF       $2.32 (wt. avg.)         $785,149
Vacant Space at Market Rent      43,097 SF       @  $3.00                 $129,291
                                    700 SF       @  $8.00                   $5,600
Percentage Rent                                                           $268,500
                                                                        ----------
Potential Gross Rental Income   381,677 SF       $3.11 (wt. avg.)       $1,188,540
Expense Reimbursements                                                    $134,900
Other Income                                                                $4,000
                                                                        ----------
Potential Gross Income          381,677 SF       $3.48 (wt. avg.)       $1,327,440
----------------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
========================================================================================

VACANCY AND COLLECTION LOSS

Typically, this is an allowance for reductions in potential income attributable to vacancies, tenant turnover, and non-payment of effective rent. In the direct capitalization process, a market-derived, stabilized vacancy and collection loss estimate is subtracted from potential gross income in order to arrive at effective gross income. Currently, the subject is 88.5% occupied by tenants of both a local nature and national credit rating. The occupancy rate for local tenants and non-credit quality junior anchor tenants (i.e., Northside Fitness and Shepherd's Cafeteria) is 61.5%. By comparison, comparable retail properties in the neighborhood have overall occupancy rates of 96% to 100% and local tenant occupancy rates of 85% to 100%.

The subject's local tenant occupancy rate is significantly lower than the range suggested by the comparables because of the subject's difficulty in leasing local tenant space given that it is directly across the street from Wiregrass Commons, a regional mall built in 1986. Furthermore, the local tenant bays are considered to have too much depth relative to their width. Therefore, we believe that a 40% vacancy and collection loss as applied to local tenant revenues reasonably encompasses the downtime between leases and a credit loss.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

EFFECTIVE GROSS INCOME SUMMARY

The subject's historical effective gross income is shown in the following table:

=========================================
         EFFECTIVE GROSS INCOME
-----------------------------------------
   Year                   Total $ Amount
-----------------------------------------
   1993                      $857,236
   1994                    $1,008,594
   1995                    $1,188,594
   1996 Budget             $1,230,160
-----------------------------------------
   Source:  Mark Centers Trust
=========================================

Given our estimate of existing rental income and expense reimbursements, other income, and a collection loss, the subject's estimated effective gross income is derived as follows:

=====================================================================
                 STABILIZED EFFECTIVE GROSS INCOME
---------------------------------------------------------------------
Potential Gross Rental Income:                           $1,188,540
Less Vacancy & Collection Loss (40% of locals only)       (125,793)
                                                         ----------
Effective Rental Income:                                  1,062,747
Plus Expense Reimbursements:                                134,900
Plus Other Income:                                            4,000
                                                         ----------
Effective Gross Income:                                  $1,201,647
=====================================================================

Our projection of effective gross income is 1.1% greater than the level of EGI indicated for the subject for 1995, and 2.4% less than the 1996 budget projection of EGI. The difference as compared to the 1996 budget is associated with expense reimbursements. Therefore, our stabilized projection is considered to be reasonable.

OPERATING EXPENSE ANALYSIS

In projecting revenue and expenses for the subject property, the historical operating statements for calendar years 1993, 1994 and 1995 have been analyzed. Also, we have reviewed the 1996 budgeted forecast of income and expenses. This information is summarized in the following table. We have analyzed expenses for the subject improvements based on historical information, with expenses for the subject improvements projected based on the per square foot cost implied. We have also considered expense comparable data contained in our files and statistics in the Dollars & Cents of Shopping Centers: 1995, published by the Urban Land

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Institute, and the 1995 Income and Expense Analysis: Shopping Centers, published by the Institute of Real Estate Management.

=================================================================================================================
                                         SUBJECT INCOME & EXPENSE HISTORY
                                  ACTUAL CALENDAR YEAR DATA AND PROJECTED BUDGET
-----------------------------------------------------------------------------------------------------------------
                         1993 Actual             1994 Actual            1995 Actual             1996 Budget(1)
-----------------------------------------------------------------------------------------------------------------
                      Total      $/SF(2)      Total      $/SF(2)      Total       $/SF(2)     Total      $/SF(2)
-----------------------------------------------------------------------------------------------------------------
Income
Rental Income       $ 469,139   $    1.23  $  645,494   $    1.69  $  727,028   $    1.90  $  780,363   $    2.04
Percentage Rent       240,356        0.63     249,122        0.65     318,300        0.83     299,162        0.78
CAM Reimb              77,305        0.20      81,738        0.21     103,387        0.27     113,021        0.30
RE Tax Reimb           53,571        0.14      19,788        0.05      38,407        0.10      30,396        0.08
Insurance Reimb           865        0.01       1,301        0.01       1,472        0.01       3,228        0.01
Other Income           16,000        0.04      11,214        0.03           0        0.00       3,990        0.01
                    ---------   ---------  ----------   ---------  ----------   ---------  ----------   ---------

Eff. Gr. Income     $ 857,236   $    2.25  $1,008,657   $    2.64  $1,188,594   $    3.11  $1,230,160   $    3.22


Expenses
CAM                  (251,298)      (0.66)   (238,880)      (0.63)   (245,561)      (0.64)   (254,733)      (0.67)
Property Taxes        (56,381)      (0.15)    (53,970)      (0.14)    (54,612)      (0.14)    (54,423)      (0.14)
Insurance             (44,443)      (0.12)    (38,645)      (0.10)    (33,331)      (0.09)    (31,242)      (0.08)
Mgmt Fee                   (0)      (0.00)         (0)      (0.00)         (0)      (0.00)         (0)      (0.00)
General & Admin.     (145,908)      (0.38)   (179,747)      (0.47)   (194,430)      (0.51)   (199,434)      (0.52)
                    ---------   ---------  ----------   ---------  ----------   ---------  ----------   ---------
Total Expenses       (498,030)      (1.30)   (511,242)      (1.34)   (527,934)      (1.38)   (539,832)      (1.41)
                    ---------   ---------  ----------   ---------  ----------   ---------  ----------   ---------
NOI                 $ 359,206   $    0.94  $  497,415   $    1.30  $  660,660   $    1.73  $  690,328   $    1.81
=================================================================================================================
(1)  Based on actual First Quarter 1996 and 1996 budget for last three quarters.
(2)  Based on 381,677 rentable square feet of building area
Source:  Mark Centers Trust
Compiled by:  CB Commercial Real Estate Group, Inc.
=================================================================================================================

Our projection of the subject's stabilized expenses is detailed as follows.

Common Area Maintenance

Common area maintenance typically includes all expense items relative to operating, cleaning, maintaining and repairing the subject improvements. Historical common area maintenance expenses are shown as follows:

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

===================================
           CAM EXPENSE
-----------------------------------
Year               Total $ Amount
-----------------------------------
1993                  $251,298
1994                  $238,880
1995                  $245,561
1996 Budget           $254,733
Year 1 Pro Forma      $255,000
===================================
Source:  Mark Centers Trust
===================================

This expense has varied slightly from $0.66 per square foot in 1993 to $0.63 per square foot in 1994 and $0.64 per square foot in 1995. By comparison, $0.67 per square foot is projected in the 1996 budget. The 1996 budgeted expense represents a 3.7% increase. Therefore, we have projected CAM expense in line with the 1996 budgeted expense to be $255,000, or $0.67 per square foot.

Property Taxes

Property taxes are forecasted at $54,406, or $0.14 per leasable square foot, based on the discussion contained in the Tax Analysis section of this report. The real estate taxes do not include personal property taxes; however, they do include a credit for sales tax paid.

Insurance

Historical insurance expenses are shown as follows:

===================================
        INSURANCE EXPENSE
-----------------------------------
Year               Total $ Amount
-----------------------------------
1993                     $44,443
1994                     $38,645
1995                     $33,331
1996 Budget              $31,242
Year 1 Pro Forma         $31,250
===================================
Source:  Mark Centers Trust
===================================

Insurance costs are assumed to include full property and liability coverage and typically are in the range of $0.10 to $0.20 per square foot. By comparison, the historical subject cost has decreased from $0.12 per square foot in 1993 to $0.10 per square foot in 1994 and $0.09 per square foot in 1995. Furthermore, the 1996 budget projects a cost of $0.08 per square foot. Therefore, the subject's insurance expense has been estimated in line with the 1996 budget to

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

be $31,250, or $0.08 per square foot on a rounded basis. Given the advanced age of the subject improvement's, this is consistent with comparable properties.

Professional Management Fee

Historically, the subject property has not been charged a professional management based on a review of the operating statements provided. Typical professional management fees for enclosed malls are generally in the range 3% to 5% of effective gross income, based on the number and type of tenants, the total square footage of a property and size of the market. Furthermore, management fees for this type of shopping center typically include leasing commissions. Therefore, the management fee for the subject is estimated to be 5.0% of effective gross income.

General and Administrative

General and administrative typically include all payroll and payroll related items for all directly-employed administrative personnel such as building managers, secretaries, and bookkeepers. Leasing personnel are not included nor are the salaries or fees for off-site management firm personnel and services. However, normal legal or professional fees would be included. Historical salaries and wages expenses are shown as follows:

===================================
GENERAL AND ADMINISTRATIVE EXPENSE
-----------------------------------
Year               Total $ Amount
-----------------------------------
1993                    $145,908
1994                    $179,747
1995                    $194,430
1996 Budget             $199,434
Year 1 Pro Forma        $199,000
===================================
Source:  Mark Centers Trust
===================================

This expense is a significant one for an enclosed mall such as the subject. It has increased from $0.38 per square foot in 1993 to $0.47 per square foot in 1994 and $0.51 per square foot in 1995. Based on the 1995 expense and the 1996 budget, we have projected this expense to be $199,000, or $0.51 per square foot. We feel that this is consistent with the expense suggested by comparable properties.

Replacement Reserves

This expense typically represents a reserve for future replacement of long-lived items. The amount of reserve and whether or not it is included in the direct capitalization and DCF

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

analyses, depends on the actions reflected by buyers and sellers in the local market. Based on available comparable data and discussions with brokers and investors, replacement reserves generally range from $0.10 and $0.20 per square foot.

Therefore, we have projected reserves for the subject at $0.10 per square foot, or $17,000 annually on a rounded basis, given the subject's age and current condition. Generally, investors feel that it is prudent to deduct replacement reserves in calculating NOI and in determining cash flow in the DCF analysis.

Total Concluded Operating Expenses

The concluded stabilized operating expenses for the subject total $637,938 annually, or $1.67 per gross leasable square foot. Furthermore, 21% of the total operating costs, or $0.35 per square foot, are recovered from the tenants.

DIRECT CAPITALIZATION

As previously discussed, direct capitalization is a method used to convert a single year's estimated stabilized net operating income into a value indication. Once the net operating income has been estimated, this conversion is accomplished by dividing the NOI estimate by an appropriate rate. There are several methods for deriving an overall rate for direct capitalization.

Derivation from Comparable Sales

This is the preferred method when sufficient data exists. Data on each property's sale price, income, expenses, financing terms, and market conditions at the time of sale is needed. The overall capitalization rate is then derived by dividing the net operating income by the sale price. This technique is considered appropriate for the subject. The following is a summary of overall capitalization rates indicated by the comparable sales included in the Sales Comparison Approach.

===============================================================
               COMPARABLE CAPITALIZATION RATES
===============================================================
          Date                     Occupancy    Capitalization
  Sale    of Sale   Sale Price        Rate           Rate
---------------------------------------------------------------
   1       8/95      $5,300,000       100%          11.2%
   2       7/95      $3,900,000       95%           10.5%
   3       5/95      $2,500,000       100%          11.8%
   4       2/95     $10,000,000       87%           11.0%
   5       12/93     $2,310,000       78%           12.4%
===============================================================
Source: CB Commercial Real Estate Group, Inc.
===============================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

The preceding sales indicate a 10.5% to 12.4% range of overall capitalization rates. Sale No. 4, which is located in the Columbus market, is considered to be most similar to the subject, although it is slightly inferior with respect to the anchor tenancy. The remaining sales are also considered to be reasonably similar to the subject with respect to location, occupancy, size, age, condition, and tenancy, particularly given that we are analyzing the subject on a stabilized basis without any income potential attributed to the three vacant anchor tenants. Retail investment market conditions have not changed noticeably since these transactions.

Given the subject property's physical and locational characteristics, and placing greatest reliance on Sale No. 4, we feel that a capitalization rate in the range of 10.5% is warranted based on the sales utilized in our analysis.

Investor Surveys

Another method for establishing an overall capitalization rate for the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists. This technique is considered to be appropriate for the subject. Therefore, using the First Quarter 1996 CB Commercial National Investor Survey, we have reviewed rates for Class B neighborhood and community shopping centers. This information is summarized in the following table.

================================================================================
                     CB COMMERCIAL NATIONAL INVESTOR SURVEY
                        SUMMARY OF OVERALL CAP RATES FOR
                            CLASS B SHOPPING CENTERS
--------------------------------------------------------------------------------
Property Type                 # of Respondents     Ro Range        Average Rate
--------------------------------------------------------------------------------
Power Centers                         8          9.0% - 14.0%         10.2%
Community Centers                    10          9.5% - 11.0%         10.2%
--------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The survey categories indicate an overall range of 9% to 14% and an average of 10.2%. The rates mostly fall within the range of 10% to 11%. It is likely that the appropriate capitalization rate would be toward the middle of the range indicated in the preceding table based on economic prospects in the greater Dothan area over the near term future and the subject's marketability. Therefore, we have estimated the appropriate overall capitalization rate for the subject to be in the range of 10.5% based on the investor survey data.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Conclusion of Overall Capitalization Rate

After reviewing the appropriate methods for developing an overall capitalization rate. The following overall capitalization rates are indicated:

=========================================================
                       SUMMARY OF
              OVERALL CAPITALIZATION RATES
---------------------------------------------------------
Methodology                            Concluded Range
---------------------------------------------------------
Comparable Sales                            10.5%
CB Commercial National Investor Survey      10.5%
---------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
=========================================================

After reviewing the appropriate methods for developing an overall capitalization rate, with most emphasis placed on the comparable sales data, the concluded overall capitalization rate for the subject is 10.5%.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Direct Capitalization Summary

A summary of the direct capitalization of the subject at stabilized occupancy is illustrated in the following table:

================================================================================
                                 NORTHSIDE MALL
                          DIRECT CAPITALIZATION SUMMARY
                                  JULY 2, 1996
--------------------------------------------------------------------------------
Category                                                 Total          P.S.F.
--------------------------------------------------------------------------------
     Income
        Existing Tenants: 337,880 SF @ $2.33 per SF
          (wt. avg.)                                 $   785,149    $      2.06

        Vacant Space at Market
              43,097 SF @ $3.00 per SF                   129,291           0.34
                 700 SF @ $8.00 per SF                     5,600           0.01
        Percentage Rent                                  268,500           0.70
                                                     -----------    -----------
        Potential Gross Rental Income                $ 1,188,540    $      3.11
        Less: Vacancy & Collection Loss
          (40% of local tenant rent)                    (125,793)         (0.33)
                                                     -----------    -----------

        Subtotal                                     $ 1,062,747    $      2.78

        Total Expense Reimbursements                     134,900    $      0.35
        Other Income                                       4,000           0.01
                                                     -----------    -----------
        Effective Gross Income                       $ 1,201,647    $      3.15

     Expenses
        Common Area Maintenance                      ($  255,000)         (0.67)
        Real Estate Taxes                                (54,406)         (0.14)
        Insurance                                        (31,250)         (0.08)
        Management Fee (5.0%)                            (60,082)         (0.16)
        General & Administrative                        (199,000)         (0.52)
        Reserves                                         (38,200)         (0.10)
                                                     -----------    -----------
        Total Expenses                               ($  637,938)   ($     1.67)
           OER                                              53.1%

     Net Operating Income                            $   563,709    $      1.48
        CAPITALIZATION OF NOI:
        @ 10.5%                                      $ 5,368,657    $     14.07

     Rounded                                         $ 5,375,000    $     14.08
                                                                    -----------
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS

Our DCF assumptions are summarized as follows:

================================================================================
                                 NORTHSIDE MALL
                   SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS
--------------------------------------------------------------------------------
General Assumptions
    Start Date                                 July 1, 1996
    Terms of Analysis                          10 years
    Basis (calendar/ fiscal)                   Fiscal
    Software                                   Pro-Ject

Growth Rate Assumptions
    Expenses                                     YR1: 3.0%; 3.5% thereafter
    Market Rent                                   YR1: Flat; 3.5% thereafter

Market Rent Assumptions
    Local Tenants
       upper level less than 800 SF                $8.00
       all others                                  $3.00
    Anchor Tenants
       upper level                                 $5.00
       lower level                                 $3.00

Leasing Assumptions
    Lease Term
       local tenants                             3 years
       anchor tenants                           10 years
    Renewal Probability                              60%
    Escalation                                   5% in Yr 6 for anchors only
    Weighted Average of:
       Tenant Improvements ($/SF)                  $0.60
       Months of Free Rent                          None
       Leasing Commissions (cashed-out)          included in management fee
       Absorption                            we have assumed that the
                                             vacant local space will
                                             remain vacant given the
                                             limited demand relative to
                                             supply of this space.
       Down Time Between Leases                 3 months

Miscellaneous Assumptions
    Credit Loss                                 2.0%
    Avg Occupancy Over Projection Period        88% (overall physical occupancy)
                                                62% (local physical occupancy)
    Structural Maintenance/ Reserves ($/SF)     $0.10
    Deferred Maintenance                        None

Financial Assumptions
    Discount Rate (IRR)                            13.0%
    Terminal Overall Capitalization Rate (R(O)     11.0%

    Costs of Sale                                   3.0%
--------------------------------------------------------------------------------
Source:  CB Commercial Real Estate Group, Inc.
================================================================================

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Discount Rate Selection

Rate selection requires that an appraiser verify and interpret the attitude and expectations of market participants (buyers, sellers, advisors, and brokers, among others). In selecting yield rates at which cash flows are to be discounted, an emphasis is placed on the prospective or forecast yield rates anticipated by typical buyers and sellers. This rate is influenced by many factors, including the degree of apparent risk, market attitudes toward future inflation, the prospective rates of return for alternative investments, the rates of return earned by comparable properties in the past, the supply and demand of mortgage funds, and the availability of tax shelters.

One method for establishing a discount rate for the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists.

This technique is considered to be appropriate for the subject. The results of relevant published investor survey data are summarized in the following table.

====================================================================
          CB COMMERCIAL 1Q 1996 NATIONAL INVESTOR SURVEY
              SUMMARY OF INTERNAL RATES OF RETURN FOR
                     CLASS B SHOPPING CENTERS
--------------------------------------------------------------------
                                  # of                    Average
Property Type                  Respondents   IRR Range      Rate
--------------------------------------------------------------------
Power Centers                       8        11% - 17%      12.8%
Community Centers                  10        12% - 15%      13.4%
--------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
====================================================================

The survey indicates a range of discount rates between 11% and 17%, with rates generally clustering in the 12% to 13% range. The subject is an average property which is primarily occupied by two major anchors and several junior anchors. Therefore, it would appear that the subject has an average degree risk and the appropriate discount rate is likely to be near the middle of the range indicated in the preceding table. These factors indicate that the appropriate discount rate for the subject would likely fall in the range of 13.0% on the basis of published investor survey data.

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                                 NORTHSIDE MALL
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 7/1/96 FOR 11 YEARS

                       FY1997       FY1998       FY1999       FY2000       FY2001       FY2002     FY2003         FY2004
INCOME

MINIMUM RENT:
ALL TENANTS            832,318      958,860      944,042      917,601      960,449      963,200    1,003,998      966,593
                    ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
TOTAL MINIMUM RENT     832,318      956,860      944,042      917,601      960,449      963,200    1,003,998      966,593

RECOVERIES:
RE TAX RECOVERY         29,054       34,027       35,437       35,174       36,941       39,362       40,769       40,199
CAM RECOVERY           100,780      111,231      114,652      108,542      114,128      120,976      123,813      115,927
INS RECOVERY             4,919        8,158        8,833        8,350        9,536       11,245       11,658       10,954
                    ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
TOTAL RECOVERIES       134,753      153,416      158,922      152,066      160,605      171,583      176,240      167,080

OVERAGE RENT           268,518      250,839      264,511      279,475      293,098      308,037      324,743      339,276

SALES VOLUME (000)      42,659       44,743       46,085       46,665       48,873       50,358       51,869       52,528
                    ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
GROSS RENTAL
 INCOME              1,235,589    1,363,115    1,367,475    1,349,142    1,414,152    1,442,820    1,504,981    1,472,949
CREDIT LOSS            (10,696)     (12,039)     (12,004)     (11,349)     (11,635)     (12,161)     (12,654)     (11,979)
OTHER INCOME             4,000        4,060        4,182        4,307        4,436        4,570        4,707        4,848
                    ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------

TOTAL INCOME         1,228,893    1,355,136    1,359,653    1,342,100    1,406,953    1,435,229    1,497,034    1,465,818

EXPENSES
COMMON AREA MAINT      255,000      259,463      268,544      277,943      287,671      297,739      308,160      318,946
REAL ESTATE TAXES       55,222       57,019       59,015       61,080       63,218       65,430       67,721       70,091
INSURANCE               31,250       31,797       32,910       34,062       35,254       36,488       37,765       39,086
MANAGEMENT FEE          61,445       67,757       67,983       67,105       70,348       71,761       74,852       73,291
GENERAL & ADMIN        199,000      202,483      209,569      216,904      224,496      232,353      240,486      248,903
RESERVES                38,200       38,869       40,229       41,637       43,094       44,602       46,164       47,779
                    ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
TOTAL EXPENSES         640,117      657,388      678,250      698,731      724,081      748,373      775,148      798,096
                    ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
NET OPERATING
 INCOME                588,776      697,748      681,403      643,369      682,872      686,856      721,886      667,722
ALTERATIONS             20,153        4,567        8,497          300       27,084            0       16,302       21,464
                    ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
CASH FLOW              568,623      693,181      672,906      643,069      655,788      686,856      705,584      646,258

                      FY2005       FY2006       FY2007
INCOME

MINIMUM RENT:
ALL TENANTS           1,037,617    1,020,751    1,009,060
                     ----------   ----------   ----------
TOTAL MINIMUM RENT    1,037,617    1,020,751    1,009,060

RECOVERIES:
RE TAX RECOVERY          44,145       45,252       44,612
CAM RECOVERY            131,629      132,721      123,910
INS RECOVERY             12,747       12,953       12,161
                     ----------   ----------   ----------
TOTAL RECOVERIES        188,521      190,926      180,683

OVERAGE RENT            355,601      373,081      390,895

SALES VOLUME (000)       55,028       56,679       57,398
                     ----------   ----------   ----------
GROSS RENTAL
 INCOME               1,581,739    1,584,758    1,580,638
CREDIT LOSS             (13,146)     (13,057)     (12,674)
OTHER INCOME              4,993        5,143        5,297
                     ----------   ----------   ----------

TOTAL INCOME          1,573,586    1,576,844    1,573,261

EXPENSES
COMMON AREA MAINT       330,109      341,663      353,621
REAL ESTATE TAXES        72,544       75,083       77,711
INSURANCE                40,454       41,870       43,336
MANAGEMENT FEE           78,679       78,842       78,663
GENERAL & ADMIN         257,614      266,631      275,963
RESERVES                 49,452       51,182       52,974
                     ----------   ----------   ----------
TOTAL EXPENSES          828,852      855,271      882,268
                     ----------   ----------   ----------
NET OPERATING
 INCOME                 744,734      721,573      690,993
ALTERATIONS               4,917       10,444       30,325
                     ----------   ----------   ----------
CASH FLOW               739,817      711,129      660,668

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Reversion

The reversionary value of the subject is based on an assumed sale at the end of the holding period based on capitalizing the following year's NOI. Additionally, any capital costs, leasing commissions, and tenant improvements associated with the following year's NOI are deducted. Based on our surveys, reversionary capitalization rates are typically considered to be 0 to 100 basis points higher than going-in capitalization rates on a typical holding period. This is a result of the uncertainty of future economic conditions and the natural aging of the property. In the case of the subject, we feel that a 50 basis point premium over the going-in capitalization rate is warranted. The appropriate terminal capitalization rate for the reversion is, therefore, estimated to be 11.0%.

DCF Conclusion

The subject's projected cash flow generated via this DCF analysis is shown on the facing page. A value of $5,375,000, or $14.08 per square foot, is suggested for this scenario based on a discount rate of 13.0% and a reversion capitalization rate of 11.0%. Furthermore, 67% of the value is derived from cash flow over the holding period, with the remaining 33% generated from the reversionary sale of the property at the end of the holding period.

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The preceding analysis indicates the following conclusions:

=========================================================
         INCOME CAPITALIZATION APPROACH VALUES
---------------------------------------------------------
Method                             Indicated Value
---------------------------------------------------------
Direct Capitalization                $5,375,000
Discounted Cash Flow                 $5,375,000
---------------------------------------------------------
Source: CB Commercial Real Estate
=========================================================

We feel that the direct capitalization analysis generally represents the preferred methodology of potential investors in the market for property such as the subject. However, the DCF model is also employed at times and generally supports the direct capitalization analysis. Therefore, we have correlated at a value between the range indicated by the two methods. As a result, CB Commercial concludes a value for the subject improvements of $5,375,000, or $14.08 per rentable square foot.

--------------------------------------------------------------------------------

                                   CONCLUSION

================================================================================
                                                                  RECONCILIATION
--------------------------------------------------------------------------------

                             RECONCILIATION OF VALUE

CB Commercial was instructed to estimate the market value of the leased fee interest in the subject property. The value conclusion for each applicable approach is summarized below.

==============================================================
                SUMMARY OF VALUE CONCLUSIONS
--------------------------------------------------------------
Land Value:                                      N/A
Cost Approach:                                   N/A
Sales Comparison Approach:                $5,350,000
Income Capitalization Approach:           $5,375,000
--------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
==============================================================

The Income Capitalization Approach is considered the most persuasive method for valuing the subject property. This approach is predicated on the principle of anticipated economic benefits and therefore, best reflects the investment characteristics of the subject. Properties such as the subject are typically purchased by investors; thus, this approach must closely parallel the anticipated analysis that would be employed by the most typical purchaser.

The Sales Comparison Approach is predicated on the principle that an investor would pay no more for an existing property than for a comparable property with similar utility. This approach is contingent on the reliability and comparability of available data. The data developed was considered sufficiently reliable to reach a value conclusion by the Sales Comparison Approach. However, this method is given secondary consideration in the reconciliation and used as support for the Income Approach.

The Cost Approach is predicated on the principle that an investor would pay no more for an existing property than it would cost to acquire land and construct a building with similar utility. The Cost Approach is not relied upon because estimating developer profit is very subjective and the Marshall Valuation Service cost guide is based on numerous assumptions that may not directly apply to the subject, rendering this method less reliable. This approach was not utilized in our analysis.

In arriving at the final value conclusion, greatest weight was placed on the Income Capitalization Approach. The final value conclusion and the approach relied upon give strong

--------------------------------------------------------------------------------

================================================================================
                                                                  RECONCILIATION
--------------------------------------------------------------------------------

consideration to the market behavior of the typical buyer and current market environment for the property appraised.

Based on the foregoing analysis, it is concluded that the market value as is of the leased fee interest in the subject property, as of July 2, 1996 is:

            FIVE MILLION THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS
                                  ($5,375,000)

--------------------------------------------------------------------------------

                                                                      CONCLUSION

                                   CONCLUSION

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to total that would adversely affect marketability or value. CB Commercial is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Commercial, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. It is assumed that improvements have been constructed or will be constructed according to approved architectural plans and specifications and in conformance with recommendations contained in or based upon any soils report(s).

      Unless otherwise specifically noted in the body of this report, it is assumed: that any existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are, or will be upon completion, in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that it or they will withstand any known elements such as windstorm, hurricane, tornado, flooding, earthquake, or similar natural occurrences; and, that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Commercial professionals are not engineers and are not competent to judge matters of an engineering nature. CB Commercial has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Commercial by ownership or management; CB Commercial inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Commercial was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Commercial reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Commercial has no knowledge of the existence of such materials on or in the property. CB Commercial, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

      We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Commercial. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new

--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

      construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.

5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Commercial has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Commercial reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Commercial of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Commercial will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CB Commercial assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CB Commercial is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Commercial does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Commercial.

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Commercial to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Also, unless otherwise noted in the body of this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CB Commercial nor may this report or copies hereof be transmitted to third parties without said consent, which consent CB

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================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

      Commercial reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express written consent of CB Commercial which consent CB Commercial reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Commercial shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area of the subject and comparable properties has been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Commercial unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Commercial assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Commercial assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CB Commercial assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Notwithstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Commercial has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Commercial has no specific information relating to this issue, nor is CB Commercial qualified to make

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================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

      such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.

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                                    ADDENDA

================================================================================
                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

                                   Addendum A

                                GLOSSARY OF TERMS

assessed value

  Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

cash equivalency

  The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract, coupon, face, or nominal rent

  The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

coupon rent

  See Contract, Coupon, Face, or Nominal Rent

effective rent

  1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ** 2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

face rent

  See Contract, Coupon, Face, or Nominal Rent

fee simple estate

  Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. **

floor area ratio (FAR)

  The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. **

full service lease

  A lease in which rent covers all operating expenses. Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value

  Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

gross building area (GBA)

  The sum of all areas at each floor as measured to the exterior walls.

insurable value

  Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

investment value

  Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be established by an

--------------------------------------------------------------------------------
                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

  expert on real estate and its value, that is, an appraiser. +

leased fee

  See leased fee estate

leased fee estate

  An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.**

leasehold

  See leasehold estate

leasehold estate

  The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.**

load factor

  The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

market value "as if complete" on the appraisal date

  Market value as if complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

market value "as is" on the appraisal date

  Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

market value

  Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.ss.

marketing period

  The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. **

net lease

  Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA)

  1) The area on which rent is computed. 2) The Rentable Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

nominal rent

  See Contract, Coupon, Face, or Nominal Rent

prospective future value "upon completion of construction"

  Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value

--------------------------------------------------------------------------------
                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

      estimate at this stage is stated in current dollars unless otherwise indicated.

prospective future value "upon reaching stabilized occupancy"

  Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value estimate at this stage is stated in current dollars unless otherwise indicated.

reasonable exposure time

  The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market.
  ++

rent

  see
  full service lease
  net lease
  contract, coupon, face, or nominal rent
  effective rent

shell space

  Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

Usable Area

  1) The area actually used by individual tenants. 2) The Usable Area of an office is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

use value

  Use value is a concept based on the productivity of an economic good. Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale. +

value appraised

  During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time.

  See also market value "as is" on the appraisal date market value "as if complete" on the appraisal date prospective future value "upon completion of construction" prospective future value "upon reaching stabilized occupancy"

+   The Appraisal of Real Estate, Tenth Edition, Appraisal Institute, 1992.

++  The Dictionary of Real Estate Appraisal, Third Edition, 1993.

ss. The office of the Comptroller of the Currency, 12 CFR Part 34, Subpart C, ss.42(f), August 24, 1990. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

* 1990 BOMA Experience Exchange Report, Income/Expense Analysis for Office Buildings (Building Owners and Managers Association, 1990)

** Statement on Appraisal Standard No. 6, Appraisal Standards Board of The Appraisal Foundation, September 19, 1992.

                                                                     RETAIL SALE
================================================================================

Location Data
       Property Name:                   Priest Lake Plaza
       Location:                        SWC Of Murfreesboro Road At Bell Road
       City:                            Nashville
       County:                          Davidson
       State/Zip:                       Tennessee
       Assessor's Parcel No(s):         149-0-235
       Atlas Reference:                 N/A

Physical Data
        Type:                           Neighborhood
        Land Area:                      8.73 Acres
        Excess Land:                    None
        Gross Leasable Area:
          Anchors:
              Kroger                    30,975 SF
              Super X                   13,280 SF
            Local Tenant GLA:           55,745 SF
            Anchor Tenant GLA:          44,255 SF
            Total GLA:                  100,000 SF
             GLA Purchased:             100,000 SF
        Year Built:                     1977
        Parking:                        Adequate surface
        Condition:                      Average
        Exterior Walls:                 Masonry

Sale Data
        Transaction Type:               Sale
        Date of Transaction:            12/93
        Marketing Time:                 N/A
        Grantor:                        Bank One, Lexington, NAE
        Grantee:                        PL Nashville Limited Partnership
        Document No.:                   DB 9200 P 558
        Sale Price:                     $2,310,000
        Financing:                      Cash to Seller
        Cash Equivalent Price:          $2,310,000
        Required Capital Cost:          $0
        Adjusted Sales Price:           $2,310,000
        Verification:                   Ed Brown, Broker-Eden & Avant

Financial Data
        Assumptions & Forecast:         Buyer
        Occupancy at Sale:              78%
        Existing or Pro Forma Income:   Pro Forma

                                                    TOTAL      P.S.F.
                                                 --------      ------
        Potential Gross Income:                       N/A       N/A
        Vacancy and Credit Loss:                      N/A       N/A
        Effective Gross Income:                       N/A       N/A
        Expenses:                                     N/A       N/A
        Net Operating Income:                    $286,000      $2.86

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

-----------------------------------------------------------------------------------------------------------------------------------
                                                         Detail Rent Roll
                                                          NORTHSIDE MALL
Report Date: 05/14/96
-----------------------------------------------------------------------------------------------------------------------------------
                             -- Rent Dates --
Suite                        Commence  Expire     Square   Monthly    Annual   -- Cost Recovery --  Expense  --- Other Income ---
No.    Tenant Name           Start               Footage  Base Rent   Rate/SF  Description  Monthly   Stop   Description   Monthly
-----------------------------------------------------------------------------------------------------------------------------------
0048S MONTGOMERY WARD        05/21/90  11/30/99   16,740   1,452.67    1.04
                             05/21/90

















OO49O ONE PRICE
  CLOTHING STORE #59         10/28/93  01/31/99    3,301   1,650.50    6.00                                  MAINTENANC    263.20
                             10/28/93                                                                        INSURANCE      27.51
                                                                                                             REAL ESTAT     44.01
                                                                                                             TRASH REMO     44.01
                                                                                                                         --------
                                                                                                                           378.73

OO50O EVANS BARBER SHOP      04/01/85  12/31/96      630     525.00   10.00                                  MAINTENANC     67.94
                             04/01/85                                                                        HVAC MAINT      4.38
                                                                                                             MERCHANTS      21.00
                                                                                                             REAL ESTAT      8.56
                                                                                                             TENANT STO     25.00
                                                                                                             TRASH REMO     20.00
                                                                                                                         --------
                                                                                                                           146.88

00510 THE CAKE BOX           12/09/88  12/31/96    1,446     587.84    4.88                                  MAINTENANC    155.92
                             12/09/88                                                                        HVAC MAINT      9.13
                                                                                                             MERCHANTS      36.15
                                                                                                             REAL ESTAT     19.28
                                                                                                             TRASH REMO     20.00
                                                                                                                         --------
                                                                                                                           240.48

00550 GOODY'S STORE #140     11/18/93  11/17/03   26,840  12,301.67    5.50                                  MAINTENANC  1,118.33
                             11/18/93                                                                        REAL ESTAT    357.87
                                                                                                             TRASH REMO    178.94
                                                                                                                         --------
                                                                                                                         1,655.14
00560 SIMPLY 6               07/02/93  07/01/03    3,000       0.00    0.00
                             07/02/93

00710 SOUTH TRUST BANK       06/01/70  05/31/00        0     650.00    0.00
                             06/01/70

---------------------------------------------------------
                                          Page: 18
                                          Date: 05/14/96
Report Date: 05/14/96                     Time: 13:45:53
---------------------------------------------------------

Suite                         ---Future Rent Increases---
No.    Tenant Name             Date   Monthly Amt. Per Sf
---------------------------------------------------------
0048S MONTGOMERY WARD        12/01/96  1,521.83    1.09
                             12/01/97  1,591.00    1.14
                             12/01/98  1,660.17    1.19
                             12/01/99  1,729.33    1.24
                             12/01/00  1,798.50    1.29
                             12/01/01  1,867.67    1.34
                             12/01/02  1,936.83    1.39
                             12/01/03  2,066.00    1.48
                             12/01/04  2,075.17    1.49
                             12/01/05  2,144.33    1.54
                             12/01/06  2,213.50    1.59
                             12/01/07  2,282.67    1.64
                             12/01/08  2,351.83    1.69
                             12/01/09  2,421.00    1.74
                             12/01/10  2,490.17    1.79
                             12/01/11  2,559.33    1.83
                             12/01/12  2,628.50    1.88
                             12/01/13  2,697.67    1.93

OO49O ONE PRICE
  CLOTHING STORE #59         08/01/96  2,200.67    8.00






OO50O EVANS BARBER SHOP








00510 THE CAKE BOX







00550 GOODY'S STORE #140




00560 SIMPLY SIX


00710 SOUTH TRUST BANK

------------------------------------------------------------------------------------------------------------------------------------
                                                         Detail Rent Roll                                            Page: 19
                                                          NORTHSIDE MALL                                             Date: 05/14/96
Report Date: 05/14/96                                                                                                Time: 13:46:37
------------------------------------------------------------------------------------------------------------------------------------
                             -- Rent Dates --
Suite                        Commence  Expire     Square   Monthly    Annual   -- Cost Recovery --  Expense  --- Other Income ---
No.    Tenant Name           Start               Footage  Base Rent   Rate/SF  Description  Monthly   Stop   Description   Monthly
-----------------------------------------------------------------------------------------------------------------------------------

0071* SOUTH TRUST/NIGHT
  DEPOSITORY                 05/01/76  04/30/96        0      65.00    0.00
                             05/01/76

00580 BUGLE BOY              10/28/89  12/31/96   10,000       0.00     0.00                                 MAINTENANC      833.33
                             10/28/89                                                                        TRASH REMO      206.40
                                                                                                                           --------
                                                                                                                           1,039.73
0058S BUGLE BOY STORAGE      10/28/89  12/31/96    5,480       0.00     0.00
                             10/28/89

00030 S.E. ALA EMERGENCY
  MEDICAL S                  05/01/92  04/30/97    3,854     750.00     2.34
                             05/01/92

1000K DAVIS THEATRES         05/01/89  04/30/99        0       0.00     0.00                                 MAINTENANC      500.00
                             05/01/89

10010 HARDEE 'S              01/01/95  12/31/96        0       0.00     0.00
                             01/01/94

00590 GE0RGIANNE STENDER     11/01/94  10/31/99      750     475.00     7.60                                 MAINTENANC      108.95
                             11/01/94                                                                        MERCHANTS        25.00
                                                                                                             REAL ESTAT        9.38
                                                                                                                           --------
                                                                                                                             143.33
00330 COUNTRY AT HEART       11/08/94  11/30/97    6,070   2,149.79     4.25                                 MAINTENANC      293.38
                             11/08/94                                                                        MERCHANTS        41.97
                                                                                                             REAL ESTAT       80.93
                                                                                                                           --------
                                                                                                                             416.28
00220 VACANT                 01/10/95  06/03/96      318     344.50    13.00                                 MERCHANTS        36.61
                             01/10/95
00050 TROY STATE
  UNIVERSITY                 11/15/94  12/31/96   18,400   4,600.00     3.00
                             11/15/94

00570 TOP GUN AIR BRUSH      11/07/94  12/31/90      300     200.OO     8.00                                 MAINTENANC       41.25
                             12/01/94                                                                        MERCHANTS        20.36
                                                                                                             TRASH REMO       20.00
                                                                                                                            -------
                                                                                                                              81.61
57A JOKERS WILD              01/96     12/96         785

00540 BOOKS-A-MILLION        08/20/95  01/31/06   17,316  7,215.00      5.00                                 MAINTENANC    1,702.82
                             08/20/95                                                                        REAL ESTAT      210.77
                                                                                                             TRASH REMO      120.44
                                                                                                                           --------
                                                                                                                           2,034.03

00360 HEART 'N HOME          09/04/95  09/30/97    1,650    501.88      3.65                                 MAINTENANC      206.25
                             09/04/95                                                                        MERCHANTS        45.99
                                                                                                             REAL  ESIAT      19.25
                                                                                                                           --------



---------------------------------------------------------
                                          Page: 19
                                          Date: 05/14/96
Report Date: 05/14/96                     Time: 13:46:37
---------------------------------------------------------

Suite                         ---Future Rent Increases---
No.    Tenant Name             Date   Monthly Amt. Per Sf
---------------------------------------------------------
0071* SOUTH TRUST/NIGHT
  DEPOSITORY


00580 BUGLE BOY



0058S BUGLE BOY STORAGE


00030 S.E. ALA EMERGENCY
  MEDICAL S


1000K DAVIS THEATRES


10010 HARDEE 'S


00590 GE0RGIANNE STENDER    11/01/96    575.00   9.20
                            11/01/97    640.00  1O.24
                            11/01/98    710.00  11.36


00330 COUNTRY AT HEART      12/01/96  2,276.25   4.50




00220 VACANT

00050 TROY STATE
  UNIVERSITY


00570 TOP GUN AIR BRUSH


                            -

57A JOKERS WILD

00540 BOOKS-A-MILLION       02/01/01  7,575.75   5.25
                            02/01/06  7,936.50   5.50
                            02/01/11  8,730.15   6.05
                            02/01/16  9,595.95   6.65


00360 HEART 'N HOME         10/01/90    750.00   5.45

------------------------------------------------------------------------------------------------------------------------------------
                                                         Detail Rent Roll                                             Page: 20
                                                          NORTHSIDE MALL                                              Date: 05/14/96
Report Date: 05/14/96                                                                                                 Time: 13:46:37
------------------------------------------------------------------------------------------------------------------------------------
                             -- Rent Dates --
Suite                        Commence  Expire     Square   Monthly    Annual   -- Cost Recovery --  Expense  --- Other Income ---
No.    Tenant Name           Start               Footage  Base Rent   Rate/SF  Description  Monthly   Stop   Description   Monthly
------------------------------------------------------------------------------------------------------------------------------------
00420 SOUTHERN SAMPLER       11/01/95  12/31/00    3,000    875.00      3.50                                 MAINTENANC     432.12
                             11/01/95                                                                        MERCHANTS       74.11
                                                                                                             REAL ESTAT      35.00
                                                                                                                          --------
                                                                                                                            541.23
0014D EVANS BARBER SHOP      04/01/85  12/31/96      235      0.00      0.00
                             04/01/85

00380 DOTHAN WIREGRASS
  ART LEAGUE                 10/18/95  12/31/96    1,400      0.00      0.00                                 MERCHANTS       50.00
                             10/18/95

00010 SHEPHERD'S CAFETERIA   01/11/96  01/10/01   11,008  2,752.00      3.00                                 MAINTENANC     788.90
                             01/11/96                                                                        MERCHANTS      229.33
                                                                                                             REAL ESTAT     128.43
                                                                                                                          --------
                                                                                                                          1,146.66

00290 LOWERY JEWELERS        02/05/96  02/04/97    1,860    450.00      9.00                                 MAINTENANC      80.00
                             02/05/96                                                                        MERCHANTS       20.00
                                                                                                                          --------
                                                                                                                            100.00

------------------------------------------------------------------------------------------------------------------------------------
Total Building           Occupied Sqft:   88%   334,097     64,283.79                           0.00                     12,473.05
                        Available Sqft:   12%    47,580
                            Total Sqft:         381,677
------------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------
                                          Page: 20
                                          Date: 05/14/96
Report Date: 05/14/96                     Time: 13:47:34
---------------------------------------------------------

Suite                         ---Future Rent Increases---
No.    Tenant Name             Date   Monthly Amt. Per Sf
---------------------------------------------------------
00420 SOUTHERN SAMPLER    01/01/97 1,000.00    4.00
                          01/01/98 1,125.00    4.50
                          01/01/99 1,250.00    5.00

0014D EVANS BARBER SHOP


00380 DOTHAN WIREGRASS
  ART LEAGUE


00010 SHEPHERD'S CAFETERIA



00290 LOWERY JEWELERS



--------------------------
Total Building


--------------------------

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
       Property Name:                         Wiregrass Plaza
       Location:                              highway 231 & Westgate Parkway
       City:                                  Dothan
       County:                                Houston
       State/Zip:                             Alabama
       Assessor's Parcel No(s):               N/A
       Atlas Reference:                       N/A

Physical Data
       Type:                                  Neighborhood
       Gross Leaseable Area:                  49,150 SF
       Year Built:                            1986
       Exterior Walls:                        Masonry
       Condition:                             Good
       Anchor Tenant:                         Winn-Dixie, Big B Drugs
       Parking:                               adequate surface parking

Lease Data
       Occupancy:
        Local:                                100%
        Overall:                              100%
       Typical Size:                          1,000 SF
       Term:                                  3 years
       Base Rent Per Square Foot:             $9.00
       Rent Escalations:                      Negotiable
       Basis:                                 Net
       Expense Pass-Through:                  Triple Net
       Free Rent (months):                    None
       Tenant Improvement:                    Negotiable
       Leasing Agent:                         Aronov Realty
       Phone No.:                             (205)277-1000
       Survey Date:                           7/96

================================================================================
                                  CB COMMERCIAL

================================================================================
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                                                                   RETAIL SALE 1
================================================================================

Location Data
        Property Name:                           Broad Street Center
        Location:                                NW Broad Street and W. Clark
                                                   Boulevard
        City:                                    Murfreesboro
        County:                                  Rutherford
        State/Zip:                               Tennessee
        Assessor's Parcel No(s):                 N/A
        Atlas Reference:                         N/A

Physical Data
        Type:                                    Community
        Land Area:                               N/A
        Excess Land:                             N/A
        Gross Leasable Area:
          Anchors:
                K-Mart                           103,171 SF
                Big Lots                         29,888 SF
                Walgreens                        9,824 SF
             Local Tenant GLA:                   38,226 SF
             Anchor Tenant GLA:                  142,883 SF
             Total GLA:                          181,109 SF
             GLA Purchased:                      181,109 SF
       Year Built:                               1975
       Parking:                                  Adequate surface
       Condition:                                Good
       Exterior Walls:                           Masonry

Sale Data
       Transaction Type:                         Sale
       Date of Transaction:                      08/95
       Marketing Time:                           N/A
       Grantor:                                  Brinkley & Associates
       Grantee:                                  Meridan Realty Company
       Document No.:                             N/A
       Sale Price:                               $5,300,000
       Financing:                                Cash to Seller
       Cash Equivalent Price:                    $5,300,000
       Required Capital Cost:                    $0
       Adjusted Sales Price:                     $5,300,000
       Verification:                             Withheld Upon Request

Financial Data
       Assumptions & Forecast:                   Buyer
       Occupancy at Sale:                        100%
       Existing or Pro Forma Income:             Existing
                                                           TOTAL        P.S.F.
                                                          --------      -----
       Potential Gross Income:                            $862,342      $4.76
       Vacancy and Credit Loss:                            $60,364      $0.33
       Effective Gross Income:                            $801,978      $4.43
       Expenses:                                          $208,378      $1.15
       Net Operating Income:                              $593,600      $3.28

================================================================================
                                  CB COMMERCIAL

                                                                   RETAIL SALE 2
================================================================================

Location Data
       Property Name:                            Spring Mill Village
       Location:                                 6011 Memorial Drive
       City:                                     Tucker
       County:                                   Dekalb
       State/Zip:                                Georgia
       Assessor's Parcel No(s):                  18-72-2-71
       Atlas Reference:                          N/A

Physical Data
       Type:                                     Neighborhood
       Land Area:                                14.74 Acres
       Excess Land:                              None
       Gross Leasable Area:
        Anchors:
            Marshalls                            27,840 SF
            Old Country Buffet                   10,848 SF
          Local Tenant GLA:                      60,912 SF
          Anchor Tenant GLA:                     38,688 SF
          Total GLA:                             99,600 SF
          GLA Purchased:                         99,600 SF
       Year Built:                               1974
       Parking:                                  647 surface spaces
       Condition:                                Average
       Exterior Walls:                           Masonry

Sale Data
       Transaction Type:                         Sale
       Date of Transaction:                      7/95
       Marketing Time:                           N/A
       Grantor:                                  Copley Real Estate Advisors/New
                                                   England Mutual
       Grantee:                                  Mimms Enterprises
       Document No.:                             DB 8611 P 522
       Sale Price:                               $3,900,000
       Financing:                                Cash to Seller
       Cash Equivalent Price:                    $3,900,000
       Required Capital Cost:                    $0
       Adjusted Sales Price:                     $3,900,000
       Verification:                             Eric Zimmerman - Broker

Financial Data
       Assumptions & Forecast:                   Buyer
       Occupancy at Sale:                        95%
       Existing or Pro Forma Income:             Existing
                                                            TOTAL       P.S.F.
                                                          --------      ------
       Potential Gross Income:                            $466,819      $4.69
       Vacancy and Credit Loss:                            $37,346      $0.37
       Effective Gross Income:                            $429,473      $4.31
       Expenses:                                           $21,474      $0.22
       Net Operating Income:                              $407,999      $4.10

================================================================================
                                  CB COMMERCIAL

                                                                   RETAIL SALE 3
================================================================================

Analysis

       Buyers Underwriting Criteria:            Direct Cap and DCF
       Overall Capitalization Rate (OAR):       11.81 %
       Projected IRR:                           N/A
       Effective Gross Multiplier (EGIM):       6.67
       Operating Expense Ratio (OER):           21.18 %
       Price Per Square Foot:                   $25.75

Comments

       Deferred maintenance of $75,000 was neccesary for ADA requirements and miscellaneous repairs to the parking lot and roof.

================================================================================
                                  CB COMMERCIAL

================================================================================
                                                    ADDENDUM C LEGAL DESCRIPTION
================================================================================

                                   Addendum C

                                LEGAL DESCRIPTION

--------------------------------------------------------------------------------

================================================================================
                                                            ADDENDUM D RENT ROLL
================================================================================

                                   Addendum D

                                    RENT ROLL

--------------------------------------------------------------------------------

                                                        RETAIL RENT COMPARABLE 1
================================================================================

      Comments

      This is actually a regional mall located directly across the street from the subject property. When completed in 1986, this property replaced the subject as the dominant retail property in this market. It has good access and visibility due to its location at the intersection of two primary transportation corridors. There is room for a fifth anchor tenant on the back side of the mall; however, there are no plans for expansion at this time.

      Photograph



                               [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 2
================================================================================

Comments

      This property has good access and visibility.

      Photograph



                               [GRAPHIC OMITTED]



================================================================================
                                  CB COMMERCIAL

================================================================================
                                      ADDENDUM E HISTORICAL OPERATING STATEMENTS
================================================================================

                                   Addendum E

                         HISTORICAL OPERATING STATEMENTS

--------------------------------------------------------------------------------

                                                                   RETAIL SALE 1
================================================================================

Analysis

      Buyers Underwriting Criteria:            Direct Cap
      Overall Capitalization Rate (OAR):       11.20 %
      Projected IRR:                           N/A
      Effective Gross Multiplier (EGIM):       6.61
      Operating Expense Ratio (OER):           25.98 %
      Price Per Square Foot:                   $29.26

Comments

      This center is located in northwest Murfreesboro and has good access, exposure, and market appeal. The center was constructed as an enclosed mall in 1975 and renovated as an open-air community center in 1992. Occupancy at the time of sale was 100% however, Walgreens is due to vacate relatively soon.

================================================================================
                                  CB COMMERCIAL

                                                                   RETAIL SALE 2
================================================================================

Analysis

      Buyers Underwriting Criteria:           Direct Cap
      Overall Capitalization Rate (OAR):      10.46 %
      Projected IRR:                          N/A
      Effective Gross Multiplier (EGIM):      9.08
      Operating Expense Ratio (OER):          5.00 %
      Price Per Square Foot:                  $39.16

Comments

      This center is located in an older retail area of metropolitan Atlanta. It has average access and visibility.

================================================================================
                                  CB COMMERCIAL

                                                                   RETAIL SALE 3
================================================================================

Location Data
        Property Name:                            Village Shopping Center
        Location:                                 West Spring Street &
                                                    Breedlove Drive
        City:                                     Monroe
        County:                                   Walton
        State/Zip:                                Georgia
        Assessor's Parcel No(s):                  N/A
        Atlas Reference:                          N/A

Physical Data
        Type:                                     Neighborhood
        Land Area:                                10.00 Acres
        Excess Land:                              None
        Gross Leasable Area:
          Anchors:
            Winn-Dixie                            29,888 SF
            Heilig Myers                          24,768 SF
            Eckerd Drugs                          7,472 SF
           Local Tenant GLA:                      37,872 SF
           Anchor Tenant GLA:                     62,128 SF
           Total GLA:                             100,000 SF
           GLA Purchased:                         100,000 SF
        Year Built:                               1975
        Parking:                                  900 surface spaces
        Condition:                                Average
        Exterior Walls:                           Masonry

Sale Data
        Transaction Type:                         Sale
        Date of Transaction:                      5/95
        Marketing Time:                           N/A
        Grantor:                                  G.D.B. Associates
        Grantee:                                  Old Colony Associates
        Document No.:                             N/A
        Sale Price:                               $2,500,000
        Financing:                                Cash To Seller
        Cash Equivalent Price:                    $2,500,000
        Required Capital Cost:                    $75,000
        Adjusted Sales Price:                     $2,575,000
        Verification:                             N/A

Financial Data
        Assumptions & Forecast:                   Buyer
        Occupancy at Sale:                        100%
        Existing or Pro Forma Income:             Pro Forma
                                                             TOTAL      P.S.F.
                                                          --------      -----
        Potential Gross Income:                           $428,694      $4.29
        Vacancy and Credit Loss:                           $42,869      $0.43
        Effective Gross Income:                           $385,825      $3.86
        Expenses:                                          $81,726      $0.82
        Net Operating Income:                             $304,099      $3.04

================================================================================
                                  CB COMMERCIAL

                                                                   RETAIL SALE 4
================================================================================

Location Data
        Property Name:                          Cross Country Plaza
        Location:                               I-85 & Macon Road
        City:                                   Columbus
        County:                                 Muscogee
        State/Zip:                              Georgia
        Assessor's Parcel No(s):                N/A
        Atlas Reference:                        N/A

Physical Data
        Type:                                   Community
        Land Area:                              35.50 Acres
        Excess Land:                            None
       Gross Leasable Area:
         Anchors:
              Service Merchandise
              Talbot's
              Blockbuster Video
              Fashion Bug
           Local Tenant GLA:                    N/A
           Anchor Tenant GLA:                   N/A
           Total GLA:                           N/A
           GLA Purchased:                       337,360 SF
       Year Built:                              1968
       Parking:                                 2,500 surface spaces
       Condition:                               Average
       Exterior Walls:                          Masonry

Sale Data
       Transaction Type:                        Sale
       Date of Transaction:                     2/95
       Marketing Time:                          N/A
       Grantor:                                 Cross Country Shopping, Inc
                                                 (The Dial Companies)
       Grantee:                                 Columbus Cross Country
                                                 (TCW Asset Mgmt Co.)
       Document No.:                            DB 4205 P 285
       Sale Price:                              $10,000,000
       Financing:                               Cash to Seller
       Cash Equivalent Price:                   $10,000,000
       Required Capital Cost:                   $0
       Adjusted Sales Price:                    $10,000,000
       Verification:                            Grantor & Deed Records

Financial Data

       Assumptions & Forecast:                 Buyer
       Occupancy at Sale:                      87%
       Existing or Pro Forma Income:           Existing
                                                            TOTAL       P.S.F.
                                                       ----------       -----
       Potential Gross Income:                                N/A        N/A
       Vacancy and Credit Loss:                               N/A        N/A
       Effective Gross Income:                                N/A        N/A
       Expenses:                                              N/A        N/A
       Net Operating Income:                           $1,096,420       $3.25

================================================================================
                                  CB COMMERCIAL

================================================================================
                                            ADDENDUM F COMPARABLE IMPROVED SALES
================================================================================

                                   Addendum F

                            COMPARABLE IMPROVED SALES

--------------------------------------------------------------------------------

                                                                     RETAIL SALE
================================================================================

Analysis

      Buyers Underwriting Criteria:            Direct Cap
      Overall Capitalization Rate (OAR):       12.38 %
      Projected IRR:                           N/A
      Effective Gross Multiplier (EGIM):       N/A
      Operating Expense Ratio (OER):           N/A %
      Price Per Square Foot:                   $23.10

Comments

      The Kroger and Super X tenants both have rental rates of $3.35 per square foot. Other leases range from $8.00 to $14.85 per square foot, and typically average $11.00 per square foot. The broker verifying the sale said the net operating income of $286,000 might be slightly overstated, but was consistant with the purchaser's forecast.

================================================================================
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 3
================================================================================

Location Data
      Property Name:                         Colony Square
      Location:                              Ross Clark Circle and Highway 84
      City:                                  Dothan
      County:                                Houston
      State/Zip:                             Alabama
      Assessor's Parcel No(s):               N/A
      Atlas Reference:                       N/A

Physical Data
      Type:                                  Neighborhood
      Gross Leaseable Area:                  73,825 SF
      Year Built:                            1988
      Exterior Walls:                        Masonry
      Condition:                             Good
      Anchor Tenant:                         Office Depot
      Parking:                               adequate surface parking

Lease Data
      Occupancy:
       Local:                                100%
       Overall:                              100%
      Typical Size:                          1,500 SF
      Term:                                  3 to 5 years
      Base Rent Per Square Foot:             $7.00 - $8.00
      Rent Escalations:                      Negotiable
      Basis:                                 Net
      Expense Pass-Through:                  Triple Net
      Free Rent (months):                    None
      Tenant Improvement:                    Negotiable
      Leasing Agent:                         Blumberg Investments
      Phone No.:                             (205)793-6855
      Survey Date:                           7/96

================================================================================
                                  CB COMMERCIAL

================================================================================
                                                     ADDENDUM G RENT COMPARABLES
================================================================================

                                   Addendum G

                                RENT COMPARABLES

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                         Detail Rent Roll
                                                          NORTHSIDE MALL
Report Date: 05/14/96
-----------------------------------------------------------------------------------------------------------------------------------
                             -- Rent Dates --
Suite                        Commence  Expire     Square   Monthly    Annual   -- Cost Recovery --  Expense  --- Other Income ---
No.    Tenant Name           Start               Footage  Base Rent   Rate/SF  Description  Monthly   Stop   Description   Monthly
-----------------------------------------------------------------------------------------------------------------------------------
00000 GROUND LEASE FOR
  PARKING LOT                10/21/65  04/21/96         0        0.00  0.00
                             10/21/65

0011* NORTHSIDE FITNESS      12/01/91  12/31/96    15,300    1,865.00                                        MERCHANTS        31.61
                             12/01/91

0014C WORLD HORIZON TRAVEL
  STORAGE                    04/01/91  12/31/96       393        0.00  0.00                                  TENANT STO       20.00
                             04/01/91

00190 ORIENTAL IMPORTS       02/01/80  12/31/96     2,010        0.00  0.00                                  MAINTENANC      108.88
                             02/01/80                                                                        HVAC MAINT      108.80
                                                                                                             MERCHANTS        61.86
                                                                                                             TRASH REMO        5.00
                                                                                                                           --------
                                                                                                                             284.54
00230 CCS COMPUTER SERV      05/96     05/97          825        0.00  0.00
                             01/06/96

00250 WALMART                08/01/83  01/31/99   111,970   18,331.27  1.96                                  MAINTENANC    1,666.48
                             08/01/83                                                                        MERCHANTS       411.57
                                                                                                                           --------
                                                                                                                           2,078.05

00310 COUNTRY HEART
  STORAGE                    MONTH - MONTH          3,050        0.00  0.00
                             01/01/92

0032* MARK TWAIN SHOP        07/26/88  01/31/97     3,050        0.00  0.00                                  MAINTENANC      365.00
                             07/26/88                                                                     .  INSURANCE        20.25
                                                                                                             MERCHANTS       113.28
                                                                                                             REAL ESTAT       36.25
                                                                                                                           --------
                                                                                                                             534.78
00  0 HEART 'N HOME                                              0.00  0.00
  STORAGE                    08/01/95

0039*  DIPPER DAN             01/01/89  12/31/96     1,750      291.67  2.00                                  MAINTENANC      180.93
                             01/01/89                                                                        INSURANCE        17.50
                                                                                                             MERCHANTS        69.94
                                                                                                             REAL ESTAT       23.33
                                                                                                                           --------
                                                                                                                             291.70

00410 CATOS                  05/01/85  12/31/96     6,000        0.00  0.00                                  MAINTENANC      375.00
                             05/01/85                                                                        REAL ESTAT       70.17
                                                                                                             TRASH REMO        5.00
                                                                                                                           --------
                                                                                                                             450.17

00480 MONTGOMERY WARD        11/12/69  11/30/99    60,400    6,250.00  1.24
                             11/12/69

---------------------------------------------------------
                                          Page: 17
                                          Date: 05/14/96
Report Date: 05/14/96                     Time: 13:44:53
---------------------------------------------------------

Suite                         ---Future Rent Increases---
No.    Tenant Name             Date   Monthly Amt. Per Sf
---------------------------------------------------------
00000 GROUND LEASE FOR
  PARKING LOT


0011* NORTHSIDE FITNESS


0014C WORLD HORIZON TRAVEL
  STORAGE


00190 ORIENTAL IMPORTS





00230 CCS COMPUTER SERV


00250 WALMART




00310 COUNTRY HEART
  STORAGE


0032* MARK TWAIN SHOP





00  0 HEART 'N HOME
  STORAGE

0039* DIPPER DAN






00410 CATOS





00480 MONTGOMERY WARD

Mark Centers Trust
Net operating income for
the mortgaged properties

================================================================================
                                    Northside
================================================================================

                                                For the years ended December 31,

                            1st Qtr 96   9 months
                             Actuals      budget     Total 1996      1995          1994          1993
                             -------      ------     ----------      ----          ----          ----
Income
Rent                        $194,392  $   585,971     $780,363  $   727,028      $645,494   $   469,139
Percentage rents             186,974      112,188      299,162      318,300       249,122       240,356
Common area maintenance       31,056       81,558      112,614      100,981        83,303        72,892
Real estate tax                9,156       21,240       30,396       38,407        19,788        53,571
Utility                           56          351          407        2,406        (1,565)        4,413
Insurance                        582        2,646        3,228        1,472         1,310           865
Ground rent                        0            0            0            0             0             0
Other                            480        3,510        3,990         (622)       11,214        16,000
                         ------------------------------------------------------------------------------

Total Income                 422,696      807,464    1,230,160    1,187,972     1,008,666       857,236
                         ------------------------------------------------------------------------------

Expenses

Landscaping                    9,096       21,735       30,831       29,625        18,553        18,497
Cleaning                      10,139       20,370       30,509       21,101        19,734        19,587
Utilites                      22,922       81,322      104,244      118,730       104,850       119,822
Security                       7,884       27,495       35,379       27,397        30,290        25,673
Maint. and repairs            16,205       37,565       53,770       48,708        65,453        67,719
Real estate tax               13,608       40,815       54,423       54,612        53,970        56,381
Insurance                      6,168       25,074       31,242       33,331        38,645        44,443
Provision for bad debt         3,820        7,524       11,344        1,131         3,139           411
Salaries and wages            38,073      112,959      151,032      133,676       131,063       112,437
Ground rent                    1,259        3,780        5,039        5,038         5,038         5,184
Professional fees              7,635        9,000       16,635       12,818        16,096         6,974
Other                          7,315       19,413       26,728       42,898        27,550        21,313
                         ------------------------------------------------------------------------------

Total expenses               144,124      407,052      551,176      529,065       514,381       498,442
                         ------------------------------------------------------------------------------

Net operating income     $   278,572  $   400,412  $   678,984  $   658,907   $   494,285   $   358,794
                         ==============================================================================

Note:  Capital expenditures is provided
       under section B of Exhibit A

                                    05/16/96

                                                                   RETAIL SALE 4
================================================================================

Analysis

      Buyers Underwriting Criteria:            Direct Cap
      Overall Capitalization Rate (OAR):       10.96 %
      Projected IRR:                           N/A
      Effective Gross Multiplier (EGIM):       N/A
      Operating Expense Ratio (OER):           N/A %
      Price Per Square Foot:                   $29.64

Comments

      The center is located across Macon Highway from the Columbus Square Mall at one of the busiest intersections in Columbus. The existing vacancy is generally the least desirable space in the center. The property includes five outparcels, including a movie theater, a bank and two restaurants. Access and visibility are good.

================================================================================
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 1
================================================================================

Location Data
       Property Name:                         Wiregrass Commons
       Location:                              Highway 231 & Ross Clark Circle
       City:                                  Dothan
       County:                                Houston
       State/Zip:                             Alabama
       Assessor's Parcel No(s):               N/A
       Atlas Reference:                       N/A

Physical Data
       Type:                                  Regional Mall
       Gross Leaseable Area:                  710,000 SF
       Year Built:                            1986
       Exterior Walls:                        Masonry
       Condition:                             Good
       Anchor Tenant:                         Gayfer's, JC Penney, McCrae's,
                                                Parisian
       Parking:                               3,374 surface spaces

Lease Data
       Occupancy:
        Local:                                86%
        Overall:                              94%
       Typical Size:                          2,000 SF
       Term:                                  5 years
       Base Rent Per Square Foot:             $10.00 - $16.00
       Rent Escalations:                      Negotiable
       Basis:                                 Net
       Expense Pass-Through:                  Triple Net
       Free Rent (months):                    None
       Tenant Improvement:                    Negotiable
       Leasing Agent:                         Faison-Stone
       Phone No.:                             (704)331-2549
       Survey Date:                           7/96

================================================================================
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 3
================================================================================

Comments

      This property has good access and visibility. Some of the tenants pay percentage rent only, as opposed to base rent. The center includes room for additional expansion of the local shop space.

      Photograph



                               [GRAPHIC OMITTED]



================================================================================
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 4
================================================================================

Location Data
       Property Name:                         Northside Plaza
       Location:                              Ross Clark Circle and Denton Road
       City:                                  Dothan
       County:                                Houston
       State/Zip:                             Alabama
       Assessor's Parcel No(s):               N/A
       Atlas Reference:                       N/A

Physical Data
       Type:                                  Neighborhood
       Gross Leaseable Area:                  71,348 SF
       Year Built:                            1981
       Exterior Walls:                        Masonry
       Condition:                             Average
       Anchor Tenant:                         Food World, Big B Drugs
       Parking:                               adequate surface parking

Lease Data
       Occupancy:
        Local:                                100%
        Overall:                              100%
       Typical Size:                          1,200 SF
       Term:                                  3 years
       Base Rent Per Square Foot:             $7.00 - $8.00
       Rent Escalations:                      Negotiable
       Basis:                                 Net
       Expense Pass-Through:                  Triple Net
       Free Rent (months):                    None
       Tenant Improvement:                    Negotiable
       Leasing Agent:                         Lummus Company
       Phone No.:                             (205)794-0502
       Survey Date:                           7/96

================================================================================
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 4

Comments

      This property has average access and visibility.

      Photograph



                               [GRAPHIC OMITTED]



================================================================================
                                  CB COMMERCIAL

================================================================================
                                                     ADDENDUM H PRO-JECT REPORTS
================================================================================

                                   Addendum H

                                PRO-JECT REPORTS

--------------------------------------------------------------------------------

                                 NORTHSIDE MALL
                           PROJECT ASSUMPTIONS REPORT
                                EXCLUDING TENANTS

BUILDING PROLOGUE

LEASEHOLD ANALYSIS OF NORTHSIDE MALL BEGINNING 7/1996 FOR 13 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES

GRSF
1996 VALUE -    381,677
THEREAFTER - CONSTANT

OCSF
1996 VALUE - 342,060
1997 VALUE - 329,355
1998 VALUE - 345,064
1999 VALUE - 340,451
2000 VALUE - 334,036
2001 VALUE - 340,644
2002 VALUE - 336,751
2003 VALUE - 333,619
2004 VALUE - 342,937
2005 VALUE - 340,576
2006 VALUE - 331,705
2007 VALUE - 336,837
2008 VALUE - 357,902
THEREAFTER - CONSTANT

CAML
1996 VALUE -    165,727
THEREAFTER - CONSTANT

GROWTH RATES

RNTG
1996 VALUE -        0.00
1997 VALUE -        3.00
THEREAFTER - CONSTANT

EXPG
1996 VALUE -        3.00
1997 VALUE -        3.50
THEREAFTER - CONSTANT

COMN
1996 VALUE -        0.00
THEREAFTER - CONSTANT

COMR
1996 VALUE -        0.00
THEREAFTER - CONSTANT

COMS
+40.0% OF COMN +60.0% OF COMR

MARKET RATES

RNT1
1996 VALUE -        3.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

TIAN
1996 VALUE -       1.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

TIAS
+35.0% OF TIAN

FRER
1996 VALUE -       0.00
THEREAFTER - CONSTANT

RNT2
1996 VALUE -       5.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

RNT3
1996 VALUE -       3.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

RNT4
1996 VALUE -        8.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

MISCELLANEOUS INCOMES

OTHER INCOME
1996 VALUE -      4,000
THEREAFTER - GROWING AT GROWTH RATE RNTG

EXPENSES

COMMON AREA MAINT , REFERRED TO AS CAME
CHARGED AGAINST NET OPERATING INCONE
1996 VALUE -    255,000
1997 VALUE -    255,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

REAL ESTATE TAXES , REFERRED TO AS TAXE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     54,406
THEREAFTER - GROWING AT GROWTH RATE EXPG

INSURANCE          , REFERRED TO AS INSE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     31,250
1997 VALUE -     31,250
THEREAFTER - GROWING AT GROWTH RATE EXPG

CAM & INS REC BASE, REFERRED TO AS C&IB
AN INFORMATIONAL EXPENSE
+100.0% OF CAME+1OO.O% OF INSE

MANAGEMENT FEE     , REFERRED TO AS MGMT
CHARGED AGAINST NET OPERATING INCOME
5.00% OF EFFECTIVE GROSS INCOME

GENERAL & ADMIN   , REFERRED TO AS G&AE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -    199,000
1997 VALUE -    199,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

RESERVES           , REFERRED TO AS RESE
CHARGED AGAINST NET OPERATING INCOME

1996 VALUE -     38,200
1997 VALUE -     38,200
THEREAFTER - GROWING AT GROWTH RATE EXPG


\\\/
AN INFORMATIONAL EXPENSE
CONSTANT

VACANCY ALLOWANCE

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE -       2.00
THEREAFTER - CONSTANT

MANAGEMENT FEE

NONE


COMMISSION CALCULATIONS

STANDARD METHOD #1 - 0.000% OF TOTAL RENT

STANDARD METHOD #2 - 0.000% OF TOTAL RENT

STANDARD METHOD #3 - 0.000% OF TOTAL RENT

STANDARD METHOD #4 - 0.000% OF TOTAL RENT

STANDARD METHOD #5 - 0.000% OF TOTAL RENT


COMMISSION PAYOUTS

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


ALTERATION CALCULATION

NONE


ALTERATION PAYOUTS

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL

NONE

CAPITAL EXPENDITURES

NONE

PRIMARY CLASSIFICATION CODES

NONE

SECONDARY CLASSIFICATION CODES

NONE

 COST CENTERS

  100  - CAM RECOVERY
  200  - RE TAX RECOVERY
  300  - INS RECOVERY

SALES VOLUME PROFILE

           PERCENT OF      RELATIVE
 MONTH    ANNUAL SALES      VOLUME
 -----    ------------     ------
 JAN          8.33%          1.00
 FEB          8.33%          1.00
 MAR          8.33%          1.00
 APR          8.33%          1.00
 MAY          8.33%          1.00
 JUN          8.33%          1.00
 JUL          8.33%          1.00
 AUG          8.33%          1.00
 SEP          8.33%          1.00
 OCT          8.33%          1.00
 NOV          8.33%          1.00
 DEC          8.33%          1.00
            ------          -----
 TOTALS     100.00%         12.00

GLOBAL RECOVERIES

NETR
ASSIGNED TO COST CENTER    100 - CAM RECOVERY
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
THEREAFTER   - GROWING AT GROWTH RATE EXPG
CAP          - MARKET RATE FRER

INSURANCE        , REFERRED TO AS INSR
ASSIGNED TO COST CENTER    100 - CAM RECOVERY

PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM & TAX RECOVERY, REFERRED TO AS CAMS
ASSIGNED TO COST CENTER   100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE \\\/
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TENANT PROLOGUE

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS

NONE

                                  NORTHSIDE MALL
                                 TENANT REGISTER

                TENANT                         SQUARE FEET  BEGIN DATE  END DATE
---------------------------------------------  -----------  ----------  --------
#  1 - SUITE 25              WALMART              111,970     10/1983    1/1999
#  2 - SUITE 19              ORIENTAL IMPORTS       2,010      2/1980   12/1996
#  3 - SUITE 32              MARK TWAIN SHOP        3,050      6/1988    1/1997
#  4 - SUITE 41              CATOS                  6,000      2/1985   12/1996
#  5 - SUITE 48              MONTGOMERY WARD       60,400     11/1969   11/1999
#  6 - SUITE 48S             MONTGOMERY WARD       16,740      6/1990   11/2013
#  7 - SUITE 58              BUGLE BOY             10,000     11/1989   12/1996
#  8 - SUITE 58S             BUGLE BOY              5,480     11/1989   12/1996
#  9 - SUITE 2               OR IMPORTS STORAGE     2,024      6/1996   12/1996
# 10 - SUITE 30              SE ALA EMER MED        3,854      5/1992    4/1997
# 11 - SUITE 1 & 24          SHEPHERD'S CAFE       11,008     11/1995    1/2001
# 12 - SUITE 10,11,12        NORTHSIDE FITNESS     15,300     12/1991   12/1996
# 13 - SUITE 14C             FAIR WINDS TRAVEL        393      4/1991   12/1996
# 14 - SUITE 14D             EVANS BARBER SHOP        235      4/1985   12/1996
# 15 - SUITE 23              CCS COMPUTERS            825      6/1996    5/1997
# 16 - SUITE 29              LOWERY JEWELERS        1,860      2/1996    2/1997
# 17 - SUITE 31              COUNTRY AT HEART       3,050      6/1996   12/1996
# 18 - SUITE 33/34/35        COUNTRY AT HEART       6,070      1/1994   11/1997
# 19 - SUITE 36              HEART AND HOME         1,650      9/1995    9/1997
# 20 - SUITE 37              HEART & HOME           1,120      8/1995   12/1996
# 21 - SUITE 38              ART LEAGUE             1,400     11/1995   12/1996
# 22 - SUITE 39              DIPPER DAN             1,750      1/1989   12/1996
# 23 - SUITE 42              SOUTHERN SAMPLER       3,000     11/1995   12/2000
# 24 - SUITE 43              SOUTHERN SAMPLER       2,000      6/1996   12/1996
# 25 - SUITE 49              ONE PRICE CLOTHING     3,301     11/1993    1/1999
# 26 - SUITE 50              EVANS BARBER SHOP        630      4/1985   12/1996
# 27 - SUITE 51              THE CAKE BOX           1,446     12/1988   12/1996
# 28 - SUITE 54              BOOKS A MILLION       18,066      9/1995    1/2006
# 29 - SUITE 55              GOODY'S               26,840     12/1993   11/2003
# 30 - SUITE 56              SIMPLY 6               3,000      7/1993    7/2003
# 31 - SUITE 57              TOP GUN AIRBRUSH         300     12/1994   12/1996
# 32 - SUITE 57A             JOKERS WILD              785      1/1996   12/1996
# 33 - SUITE 59              G. STENDER               750      9/1994   10/1999
# 34 - SUITE 5..18           TROY STATE UNIV       18,400     12/1994   12/1996
# 35 - SUITE 71              SOUTHTRUST BANK            1      6/1970    5/2000
# 36 - SUITE 1000K           DAVIS THEATERS             1      5/1989    4/2009
# 37 - SUITE 8               VACANCY                  318      7/2008    6/2009
# 38 - SUITE 22              VACANCY                4,500      7/2008    6/2009
# 39 - SUITE 26              VACANCY                2,250      7/2008    6/2009
# 40 - SUITE 27              VACANCY                2,250      7/2008    6/2009
# 41 - SUITE 28              VACANCY                4,880      7/2008    6/2009
# 42 - SUITE 30              VACANCY                2,630      7/2008    6/2009
# 43 - SUITE 40              VACANCY                3,150      7/2008    6/2009
# 44 - SUITE 44              VACANCY                4,000      7/2008    6/2009
# 45 - SUITE 45              VACANCY                5,000      7/2008    6/2009
# 46 - SUITE 46              VACANCY                2,250      7/2008    6/2009
# 47 - SUITE 47              VACANCY                2,250      7/2008    6/2009
# 48 - SUITE 56A             VACANCY                1,425      7/2008    6/2009
# 49 - SUITE 60              VACANCY                  700      7/2008    6/2009
# 50 - SUITE 21              COMMUNITY ROOM         1,049      6/1996    5/2016
# 51 - SUITE 20              BREAK ROOM               318      6/1996    5/2016
                                                  -------
          51 TENANTS                              381,679
                                                  =======

                                 NORTHSIDE MALL
                             RENT ROLL AS OF 7/1996
                               (FISCAL YEAR BASIS)

     TENANT/
LEASE TYPE AND DATES/    BASE RENT/ OVERAGE/   SALES (000)/ RECOVERIES/ REVENUE/
   SQUARE FEET             PER SF    PER SF       PER SF      PER SF     PER SF
--------------------     ---------- --------   ------------ ----------- --------

#  1 - SUITE 25
WALMART
BASE LEASE  10/83-1/99     220,021   174,250      33,425     40,833     435,104
            111,970 SF        1.96      1.56      298.52       0.36        3.89


#  2 - SUITE 19
ORIENTAL IMPORTS
BASE LEASE  2/80-12/96       1,508     2,890          87        770       5,168
              2,010 SF        0.75      1.44       43.13       0.38        2.57


# 3 - SUITE 32
MARK TWAIN SHOP
BASE LEASE  6/88-1/97        1,525     2,666         101      3,593       7,784
             3,050 SF         0.50      0.87       33.10       1.18        2.55


# 4 - SUITE 41
CATOS
BASE LEASE  2/85-12/96       4,500     8,698         326      7,695      20,893
              6,000 SF        0.75      1.45       54.36       1.28        3.48


# 5 - SUITE 48
MONTGOMERY WARD
BASE LEASE 11/69-11/99      74,896    69,854       7,650          0     144,750
             60,400 SF        1.24      1.16      126.66       0.00        2.40


# 6 - SUITE 48S
MONTGOMERY WARD
BASE LEASE  6/90-11/13      17,898         0           0          0      17,898
             16,740 SF        1.07      0.00        0.00       0.00        1.07


# 7 - SUITE 58
BUGLE BOY
BASE LEASE 11/89-12/96      12,500    10,160       1,071      8,492      31,152
             10,000 SF        1.25      1.02      107.05       0.85        3.12


# 8 - SUITE 58S
BUGLE BOY
BASE LEASE 11/89-12/96       6,850         0           0      1,228       8,078
              5,480 SF        1.25      0.00        0.00       0.22        1.47


#  9 - SUITE 2
OR IMPORTS STORAGE
BASE LEASE  6/96-12/96       1,518         0           0        453       1,971
              2,024 SF        0.75      0.00        0.00       0.22        0.97


# 10 - SUITE 30
SE ALA EMER MED
BASE LEASE  5/92-4/97        7,515         0           0          0       7,515
             3,854 SF         1.95      0.00        0.00       0.00        1.95


# 11 - SUITE 1 & 24
SHEPHERD'S CAFE
BASE LEASE 11/95-1/01       33,024         0           0      9,849      42,873
            11,008 SF         3.00      0.00        0.00       0.89        3.89


# 12 - SUITE 10,11,12
NORTHSIDE FITNESS
BASE LEASE 12/91-12/96      22,644         0           0          0      22,644
             15,300 SF        1.48      0.00        0.00       0.00        1.48

                  [page illegible]

1996 VALUE
1997 VALUE
THEREAFTER

\\\/
AN INFORMATION
CONSTANT

VACANCY ALLOWANCE

PERCENTAGE OF
FOR ALL TENANTS
1996 VALUE
THEREAFTER

MANAGEMENT FEE

NONE

COMMISSION CAL

STANDARD METHO
STANDARD METHO
STANDARD METHO
STANDARD METHO

STANDARD METHO

COMMISSION PA

STANDARD METHO

STANDARD METHO

STANDARD METHO

STANDARD METHO

STANDARD METHO

ALTERATION CAL

NONE

ALTERATION PAY

STANDARD METHO:

STANDARD METNO:

STANDARD METHO:

STANDARD METHO:

                  [page illegible]

PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM & TAX RECOVERY, REFERRED TO AS CAMS
ASSIGNED TO COST CENTER   100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE \\\/
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TENANT PROLOGUE

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS

NONE

                                  NORTHSIDE MALL
                                 TENANT REGISTER

                TENANT                         SQUARE FEET  BEGIN DATE  END DATE
---------------------------------------------  -----------  ----------  --------
#  1 - SUITE 25              WALMART              111,970     10/1983    1/1999
#  2 - SUITE 19              ORIENTAL IMPORTS       2,010      2/1980   12/1996
#  3 - SUITE 32              MARK TWAIN SHOP        3,050      6/1988    1/1997
#  4 - SUITE 41              CATOS                  6,000      2/1985   12/1996
#  5 - SUITE 48              MONTGOMERY WARD       60,400     11/1969   11/1999
#  6 - SUITE 48S             MONTGOMERY WARD       16,740      6/1990   11/2013
#  7 - SUITE 58              BUGLE BOY             10,000     11/1989   12/1996
#  8 - SUITE 58S             BUGLE BOY              5,480     11/1989   12/1996
#  9 - SUITE 2               OR IMPORTS STORAGE     2,024      6/1996   12/1996
# 10 - SUITE 30              SE ALA EMER MED        3,854      5/1992    4/1997
# 11 - SUITE 1 & 24          SHEPHERD'S CAFE       11,008     11/1995    1/2001
# 12 - SUITE 10,11,12        NORTHSIDE FITNESS     15,300     12/1991   12/1996
# 13 - SUITE 14C             FAIR WINDS TRAVEL        393      4/1991   12/1996
# 14 - SUITE 14D             EVANS BARBER SHOP        235      4/1985   12/1996
# 15 - SUITE 23              CCS COMPUTERS            825      6/1996    5/1997
# 16 - SUITE 29              LOWERY JEWELERS        1,860      2/1996    2/1997
# 17 - SUITE 31              COUNTRY AT HEART       3,050      6/1996   12/1996
# 18 - SUITE 33/34/35        COUNTRY AT HEART       6,070      1/1994   11/1997
# 19 - SUITE 36              HEART AND HOME         1,650      9/1995    9/1997
# 20 - SUITE 37              HEART & HOME           1,120      8/1995   12/1996
# 21 - SUITE 38              ART LEAGUE             1,400     11/1995   12/1996
# 22 - SUITE 39              DIPPER DAN             1,750      1/1989   12/1996
# 23 - SUITE 42              SOUTHERN SAMPLER       3,000     11/1995   12/2000
# 24 - SUITE 43              SOUTHERN SAMPLER       2,000      6/1996   12/1996
# 25 - SUITE 49              ONE PRICE CLOTHING     3,301     11/1993    1/1999
# 26 - SUITE 50              EVANS BARBER SHOP        630      4/1985   12/1996
# 27 - SUITE 51              THE CAKE BOX           1,446     12/1988   12/1996
# 28 - SUITE 54              BOOKS A MILLION       18,066      9/1995    1/2006
# 29 - SUITE 55              GOODY'S               26,840     12/1993   11/2003
# 30 - SUITE 56              SIMPLY 6               3,000      7/1993    7/2003
# 31 - SUITE 57              TOP GUN AIRBRUSH         300     12/1994   12/1996
# 32 - SUITE 57A             JOKERS WILD              785      1/1996   12/1996
# 33 - SUITE 59              G. STENDER               750      9/1994   10/1999
# 34 - SUITE 5..18           TROY STATE UNIV       18,400     12/1994   12/1996
# 35 - SUITE 71              SOUTHTRUST BANK            1      6/1970    5/2000
# 36 - SUITE 1000K           DAVIS THEATERS             1      5/1989    4/2009
# 37 - SUITE 8               VACANCY                  318      7/2008    6/2009
# 38 - SUITE 22              VACANCY                4,500      7/2008    6/2009
# 39 - SUITE 26              VACANCY                2,250      7/2008    6/2009
# 40 - SUITE 27              VACANCY                2,250      7/2008    6/2009
# 41 - SUITE 28              VACANCY                4,880      7/2008    6/2009
# 42 - SUITE 30              VACANCY                2,630      7/2008    6/2009
# 43 - SUITE 40              VACANCY                3,150      7/2008    6/2009
# 44 - SUITE 44              VACANCY                4,000      7/2008    6/2009
# 45 - SUITE 45              VACANCY                5,000      7/2008    6/2009
# 46 - SUITE 46              VACANCY                2,250      7/2008    6/2009
# 47 - SUITE 47              VACANCY                2,250      7/2008    6/2009
# 48 - SUITE 56A             VACANCY                1,425      7/2008    6/2009
# 49 - SUITE 60              VACANCY                  700      7/2008    6/2009
# 50 - SUITE 21              COMMUNITY ROOM         1,049      6/1996    5/2016
# 51 - SUITE 20              BREAK ROOM               318      6/1996    5/2016
                                                  -------
          51 TENANTS                              381,679
                                                  =======

                                 NORTHSIDE MALL
                             RENT ROLL AS OF 7/1996
                               (FISCAL YEAR BASIS)

     TENANT/
LEASE TYPE AND DATES/    BASE RENT/ OVERAGE/   SALES (000)/ RECOVERIES/ REVENUE/
   SQUARE FEET             PER SF    PER SF       PER SF      PER SF     PER SF
--------------------     ---------- --------   ------------ ----------- --------
#  1 - SUITE 25
WALMART
BASE LEASE  10/83-1/99     220,021   174,250      33,425     40,833     435,104
            111,970 SF        1.96      1.56      298.52       0.36        3.89


#  2 - SUITE 19
ORIENTAL IMPORTS
BASE LEASE  2/80-12/96       1,508     2,890          87        770       5,168
              2,010 SF        0.75      1.44       43.13       0.38        2.57


# 3 - SUITE 32
MARK TWAIN SHOP
BASE LEASE  6/88-1/97        1,525     2,666         101      3,593       7,784
             3,050 SF         0.50      0.87       33.10       1.18        2.55


# 4 - SUITE 41
CATOS
BASE LEASE  2/85-12/96       4,500     8,698         326      7,695      20,893
              6,000 SF        0.75      1.45       54.36       1.28        3.48


# 5 - SUITE 48
MONTGOMERY WARD
BASE LEASE 11/69-11/99      74,896    69,854       7,650          0     144,750
             60,400 SF        1.24      1.16      126.66       0.00        2.40


# 6 - SUITE 48S
MONTGOMERY WARD
BASE LEASE  6/90-11/13      17,898         0           0          0      17,898
             16,740 SF        1.07      0.00        0.00       0.00        1.07


# 7 - SUITE 58
BUGLE BOY
BASE LEASE 11/89-12/96      12,500    10,160       1,071      8,492      31,152
             10,000 SF        1.25      1.02      107.05       0.85        3.12


# 8 - SUITE 58S
BUGLE BOY
BASE LEASE 11/89-12/96       6,850         0           0      1,228       8,078
              5,480 SF        1.25      0.00        0.00       0.22        1.47


#  9 - SUITE 2
OR IMPORTS STORAGE
BASE LEASE  6/96-12/96       1,518         0           0        453       1,971
              2,024 SF        0.75      0.00        0.00       0.22        0.97


# 10 - SUITE 30
SE ALA EMER MED
BASE LEASE  5/92-4/97        7,515         0           0          0       7,515
             3,854 SF         1.95      0.00        0.00       0.00        1.95


# 11 - SUITE 1 & 24
SHEPHERD'S CAFE
BASE LEASE 11/95-1/01       33,024         0           0      9,849      42,873
            11,008 SF         3.00      0.00        0.00       0.89        3.89


# 12 - SUITE 10,11,12
NORTHSIDE FITNESS
BASE LEASE 12/91-12/96      22,644         0           0          0      22,644
             15,300 SF        1.48      0.00        0.00       0.00        1.48

     TENANT/
LEASE TYPE AND DATES/    BASE RENT/ OVERAGE/   SALES (000)/ RECOVERIES/ REVENUE/
   SQUARE FEET             PER SF    PER SF       PER SF      PER SF     PER SF
--------------------     ---------- --------   ------------ ----------- --------
# 13 - SUITE 14C
FAIR WINDS TRAVEL
BASE LEASE 4/91-12/96      415          0            0          0        415
               393 SF     1.06       0.00         0.00       0.00       1.06

# 14 - SUITE 14D
EVANS BARBER SHOP
BASE LEASE 4/85-12/96      327          0            0          0        327
               235 SF     1.39       0.00         0.00       0.00       1.39

# 15 - SUITE 23
CCS COMPUTERS
BASE LEASE 6/96-5/97     3,849          0            0      1,164      5,013
               825 SF     4.67       0.00         0.00       1.41       6.08

# 16 - SUITE 29
LOWERY JEWELERS
BASE LEASE 2/96/2/97     4,061          0          0        2,124       6,185
             1,860 SF     2.18       0.00       0.00         1.41        3.33

# 17 - SUITE 31
COUNTRY AT HEART
BASE LEASE 6/96-12/96    2,471          0          0          683       3,154
             3,050 SF     0.81       0.00       0.00         0.22        1.03

# 18 - SUITE 33/34/35
COUNTRY AT HEART
BASE LEASE  1/94-11/97  26,683          0          0        4,492      31,175
              6,070 SF    4.40       0.00       0.00         0.74        5.14

# 19 - SUITE 36
HEART AND HOME
BASE LEASE   9/95-9/97   8,993          0          0        1,476      10,469
              1,650 SF    5.45       0.00       0.00         0.89        6.34

# 20 - SUlTE 37
HEART & HOME
BASE LEASE  8/95-12/96     840          0          0          251       1,091
              1,120 SF    0.75       0.00       0.00         0.22        0.97

# 21 - SUITE 38
ART LEAGUE
BASE LEASE 11/95-12/96   1,351          0          0          314       1,665
              1,400 SF    0.96       0.00       0.00         0.22        1.19

# 22 - SUITE 39
DIPPER DAN
BASE LEASE  1/89-12/96   3,063          0          0          517       3,580
              1,750 SF    1.75       0.00       0.00         0.30        2.05

# 23 - SUITE 42
SOUTHERN SAMPLER
BASE LEASE 11/95-12/00  10,500          0          0        2,684      13,184
              3,000 SF    3.50       0.00       0.00         0.89        4.39

# 24 - SUITE 43
SOUTHERN SAMPLER
BASE LEASE  6/96-12/96   2,100          0          0          448       2,548
              2,000 SF    1.05       0.00       0.00         0.22        1.27

     TENANT/
LEASE TYPE AND DATES/    BASE RENT/ OVERAGE/   SALES (000)/ RECOVERIES/ REVENUE/
   SQUARE FEET             PER SF    PER SF       PER SF      PER SF     PER SF
--------------------     ---------- --------   ------------ ----------- --------
# 25 - SUITE 49
ONE PRICE CLOTHING
BASE LEASE  11/93-1/99    25,858          0          0        2,953      28,811
              3,301 SF      7.83       0.00       0.00         0.89        8.73

# 26 - SUITE 50
EVANS BARBER SHOP
BASE LEASE  4/85-12/96     4,410          0          0          141       4,551
                630 SF      7.00       0.00       0.00         0.22        7.22

# 27 - SUITE 51
THE CAKE BOX
BASE LEASE 12/88-12/96     4,613          0          0          970       5,583
              1,446 SF      3.19       0.00       0.00         0.67        3.86

# 28 - SUITE 54
BOOKS A MILLION
BASE LEASE   9/95-1/06    90,330          0          0       16,163     106,493
             18,066 SF      5.00       0.00       0.00         0.89        5.89

# 29 - SUITE 55
GOODY'S
BASE LEASE 12/93-11/03   147,620          0          0       19,501     167,121
             26,840 SF      5.50       0.00       0.00         0.73        6.23

# 30 - SUITE 56
SIMPLY 6
BASE LEASE   7/93-7/03    15,000          0          0            0      15,000
              3,000 SF      5.00       0.00       0.00         0.00        5.00

# 31 - SUITE 57
TOP GUN AIRBRUSH
BASE LEASE 12/94-12/96     1,200          0          0          248       1,448
                300 SF      4.00       0.00       0.00         0.83        4.83

# 32 - SUITE 57A
JOKERS WILD
BASE LEASE  1/96-12/96     2,755          0          0          792       3,547
                785 SF      3.51       0.00       0.00         1.01        4.52

# 33 - SUITE 59
G. STENDER
BASE LEASE  9/94-10/99     6,500          0          0          671       7,171
                750 SF      8.67       0.00       0.00         0.89        9.56

# 34 - SUITE 5..18
TROY STATE UNIV
BASE LEASE 12/94-12/96    27,600          0          0            0      27,600
             18,400 SF      1.50       0.00       0.00         0.00        1.50

# 35 - SUITE 71
SOUTHTRUST BANK
BASE LEASE   6/70-5/00     8,580           0         0            0       8,580
                  1 SF  8,580.00        0.00      0.00         0.00    8,580.00

# 36 - SUITE 1000K
DAVIS THEATERS
BASE LEASE   5/89-4/09         0           0         0        6,000       6,000
                 1 SF       0.00        0.00      0.00     6,000.00    6,000.00

     TENANT/
LEASE TYPE AND DATES/    BASE RENT/ OVERAGE/   SALES (000)/ RECOVERIES/ REVENUE/
   SQUARE FEET             PER SF    PER SF       PER SF      PER SF     PER SF
--------------------     ---------- --------   ------------ ----------- --------
# 50 - SUITE 21
COMMUNITY ROOM
BASE LEASE  6/96-5/16          0          0           0           0          0
             1,049 SF       0.00       0.00        0.00        0.00       0.00

# 51 - SUITE 20
BREAK ROOM
BASE LEASE  6/96-5/16          0          0           0           0          0
               318 SF       0.00       0.00        0.00        0.00       0.00
                         -------    -------      ------     -------  ---------
                 TOTALS  803,518    268,518      42,659     134,505  1,206,541
             346,076 SF     2.32       0.78      123.27        0.39       3.49
                         =======    =======      ======     =======  =========

                                 NORTHSIDE MALL
                                EXPIRATION REPORT
                        YEARS 1997 TO 2009, ALL TENANTS,
                     EXCLUDING OPTIONS, EXCLUDING RENEWALS,
                     BASE RENTS INCLUDING CPI ADJUSTMENTS,
                           INCLUDING PERCENTAGE RENTS

                                    TERM/     BASE               TOTAL   MARKET
      TENANT           SQUARE FT   END DATE  RENT/SF  RECV/SF  RENT/SF  RENT/SF
--------------------   ---------   --------  -------  -------  -------  --------
# 2-SUITE 19                            INITIAL
ORIENTAL IMPORTS           2,010        12/1996 2.88     0.23      3.10     3.00

# 4-SUITE 41                            INITIAL
CATOS                      6,000        12/1996 2.90     0.43      3.33     3.00

# 7-SUITE 58                            INITIAL
BUGLE BOY                 10,000        12/1996 2.03     1.25      3.28     5.00

# 8-SUITE 58S                           INITIAL
BUGLE BOY                  5,480        12/1996 0.00     0.00      0.00     5.00

# 9-SUITE 2                             INITIAL
OR IMPORTS STORAGE         2,024        12/1996 0.00     0.00      0.00     3.00

# 12-SUITE 10,11,12                     INITIAL
NORTHSIDE FITNESS         15,300        12/1996 1.46     0.00      1.46     3.00

# 13-SUITE 14C                          INITIAL
FAIR WINDS TRAVEL            393        12/1996 0.61     0.00      0.61     3.00

# 14-SUITE 14D                          INITIAL
EVANS BARBER SHOP            235        12/1996  1.28    0.00      1.28     3.00

# 17-SUITE 31                           INITIAL
COUNTRY AT HEART           3,050        12/1996 0.12     0.00      0.12     7.00

# 20-SUITE 37                           INITIAL
HEART & HOME               1,120        12/1996  0.00    0.00      0.00     7.00

# 21-SUITE 38                           INITIAL
ART LEAGUE                 1,400        12/1996 0.43     0.00      0.43     7.00

# 22-SUITE 39                           INITIAL
DIPPER DAN                 1,750        12/1996  2.00    0.07      2.07     7.00

# 24-SUITE 43                           INITIAL
SOUTHERN SAMPLER           2,000        12/1996  0.60     0.00     0.60     7.00

# 26-SUITE 50                           INITIAL
EVANS BARBER SHOP            630        12/1996 10.00     0.00    10.00     7.00

# 27-SUITE 51                           INITIAL
THE CAKE BOX               1,446        12/1996  4.88     0.27     5.15     7.00

# 31-SUITE 57                           INITIAL
TOP GUN AIRBRUSH             300        12/1996  8.00     1.64     9.64     7.00

# 32-SUITE 57A                          INITIAL
JOKERS WILD                  785        12/1996  3.03     1.57     4.60     7.00

# 34-SUITE 5.18                         INITIAL
TROY STATE UNIV           18,400        12/1996  3.00     0.00     3.00     3.00

# 3-SUITE 32                            INITIAL
MARK TWAIN SHOP            3,050        1/1997   1.50     0.47     1.97     7.00

# 16-SUITE 29                           INITIAL
LOWERY JEWELERS            1,860        2/1997  2.90     1.60     4.50     7.00

                                    TERM/     BASE               TOTAL   MARKET
      TENANT           SQUARE FT   END DATE  RENT/SF  RECV/SF  RENT/SF  RENT/SF
--------------------   ---------   --------  -------  -------  -------  --------
# 10-SUITE 30                      INITIAL
SE ALA EMER MED          3,854     4/1997      2.34    0.00        2.34   3.00

# 15-SUITE 23                      INITIAL
CCS COMPUTERS              825     5/1997      5.09    0.36        5.45   3.00
                        -------             -------    ----     -------   ----
22 FY 97 EXPIRATIONS    81,912                 2.06    0.27        2.33   4.23

# 19-SUITE 36                      INITIAL
HEART AND HOME           1,650     9/1997      5.45    0.26        5.71   7.00

# 18-SUITE 33/34/35                INITIAL
COUNTRY AT HEART         6,070     11/1997     4.50    0.74        5.24   7.00
                        -------             -------    ----     -------   ----
2 FY 98 EXPIRATIONS      7,720                 4.70    0.64        5.34   7.00
                        -------             -------    ----     -------   ----
24 CUMULATIVE EXPS      89,632                 2.29    0.31        2.59   4.47

# 25-SUITE 49                      INITIAL
ONE PRICE CLOTHING       3,301     1/1999      8.00    0.28        8.28   7.43

# 1-SUITE 25                       INITIAL
WALMART                 111,970    1/1999      3.70    0.24        3.95   3.18
                        -------             -------    ----     -------   ----
2 FY 99 EXPIRATIONS     115,271                3.83    0.25        4.07   3.30
                        -------             -------    ----     -------   ----
26 CUMULATIVE EXPS      204,903                3.15    0.27        3.42   3.81

# 33-SUITE 59                      INITIAL
G. STENDER                 750     10/1999    11.36    0.29       11.65   7.43

# 5-SUITE 48                       INITIAL
MONTGOMERY WARD         60,400     11/1999     2.51    0.00        2.51   3.18

# 35-SUITE 71                      INITIAL
SOUTHTRUST BANK              1     5/2000   8580.00    0.00     8580.00   7.65
                        -------             -------    ----     -------   ----
3 FY 100 EXPIRATIONS    61,151                 2.76    0.00        2.76   3.23
                        -------             -------    ----     -------   ----
29 CUMULATIVE EXPS      266,054                3.06    0.21        3.27   3.68

# 23-SUITE 42                      INITIAL
SOUTHERN SAMPLER         3,000     12/2000     3.50    0.30        3.80   7.88

# 11-SUITE 1 & 24                  INITIAL
SHEPHERD'S CAFE         11,008     1/2001      3.00    0.30        3.30   3.38
                        -------             -------    ----     -------   ----
2 FY 101 EXPIRATIONS    14,008                 3.11    0.30        3.41   4.34
                        -------             -------    ----     -------   ----
31 CUMULATIVE EXPS      280,062                3.06    0.22        3.28   3.71

# 30-SUITE 56                      INITIAL
SIMPLY 6                 3,000     7/2003      5.00    0.00        5.00   8.36

                                    TERM/     BASE               TOTAL   MARKET
      TENANT           SQUARE FT   END DATE  RENT/SF  RECV/SF  RENT/SF  RENT/SF
--------------------   ---------   --------  -------  -------  -------  --------
# 29-SUITE 55                      INITIAL
GOODY'S                   26,840   11/2003    5.50     0.33     5.83     5.97
                         -------              ----     ----     ----     ----
 2 FY104 EXPIRATIONS      29,840              5.45     0.29     5.74     6.21
                         -------              ----     ----     ----     ----
33 CUMULATIVE EXPS       309,902              3.29     0.22     3.52     3.95

# 28-SUITE 54                      INITIAL
BOOKS A MILLION           18,066    1/2006    5.25     0.36     5.61     6.52
                         -------              ----     ----     ----     ----
 1 FY106 EXPIRATIONS      18,066              5.25     0.36     5.61     6.52
                         -------              ----     ----     ----     ----
34 CUMULATIVE EXPS       327,968              3.40     0.23     3.63     4.09

                                                    NORTHSIDE MALL
                                               AVERAGE OCCUPANCY REPORT
                                                   FOR ALL TENANTS

                      1996     1997     1998    1999      2000     2001    2002      2003    2004     2005      2006
                      ----     ----     ----    ----      ----     ----    ----      ----    ----     ----      ----
JANUARY             334,950  292,453  340,006  327,376  345,326  341,426  346,076  346,076  341,397  346,076  346,076
FEBRUARY            336,810  289,403  340,006  324,075  346,076  330,418  346,076  345,326  345,251  346,076  345,326
MARCH               336,810  287,543  346,076  324,075  346,076  324,348  346,076  345.326  346,076  346,076  345,326
APRIL               336,810  341,166  346,076  342,775  307,753  328,998  312,076  345,326  341,426  346,076  345,326
MAY                 336,810  340,362  346,076  346,076  304,703  340,006  308,775  346,076  341,426  346,076  333,568
JUNE                346,076  341,397  346,076  346,076  302,843  346,076  308,775  346,076  335,356  346,076  333,568
JULY                346,076  341,397  346,076  346,076  341,166  346,076  342,775  307,753  340,006  327,376  333,568
AUGUST              346,076  345,251  346,076  346,076  340,362  346,076  346,076  301,703  340,006  324,075  345,326
SEPTEMBER           346,076  346,076  346,076  346,076  341,397  346,076  346,076  299,843  346,076  324,075  345,326
OCTOBER             346,076  344,426  346,076  346,076  341,397  346,076  346,076  338,166  346,076  342,775  307,003
NOVEMBER            346,076  344,426  346,076  345,326  345,251  346,076  346,076  340,362  346,076  346,076  300,953
DECEMBER            346,076  338,356  346,076  345,326  346,076  346,076  346,076  341,397  346,076  346,076  299,093

AVERAGE SF
OCCUPIED-OCSF       342,060  329,355  345,064  340,451  334,036  340,644  336,751  333,619  342,937  340,576  331,705
TOTAL SF-GRSF       381,677  381,677  381,677  381,677  381,677  381,677  381,677  381,677  381,677  381,617  381,677

OCCUPANCY %           89.62    86.29    90.41    89.20    87.52    89.25    88.23    87.41    89.85    89.23    86.91

                       2007       2008
                       ----       ----
JANUARY              337,416    345,326
FEBRUARY             339,612    345,326
MARCH                340,647    345,326
APRIL                340,647    345,326
MAY                  344,501    345,326
JUNE                 345,326    345,326
JULY                 325,376    380,929
AUGUST               325,376    380,929
SEPTEMBER            319,306    380,929
OCTOBER              339,256    362,229
NOVEMBER             339,256    358,928
DECEMBER             345,326    358,928
AVERAGE SF
OCCUPIED-OCSF        336,837    357,902
TOTAL SF-GRSF        381,677    381,677
                     -------    -------
OCCUPANCY %            88.25      93.77
                     =======    =======

                                 NORTHSIDE MALL
                          ANNUAL TENANT REVENUE REPORT
                                 FOR ALL TENANTS

  1.  SUITE 25       WALMART             OCCUPIES  111,970 SF ( 29.34% OF GRSF)
      BASE LEASE FROM OCT 1983 TO JAN 1999

                      FY97     FY98     FY99     FY 0     FY 1      FY 2      FY 3     FY 4    FY 5      FY 6      FY 7
MINIMUM RENT        220,021  220,021  223,521  228,419   228,419   228,419  228,419  231,684  236,257   236,257  236,257
MINIMUM RENT/SF        1.96     1.96     2.00     2.04      2.04      2.04     2.04     2.07     2.11      2.11     2.11
MARKET RENT/SF         3.00     3.05     3.14     3.23      3.33      3.43     3.53     3.64     3.74      3.86     3.97
PERCENTAGE RENT     174,250  179,264  189,442  199,925   210,723   221,844  233,300  245,099  257,252   269,769  282,662
PERCENTAGE RENT/SF     1.56     1.60     1.69     1.79      1.88      1.98     2.08     2.19     2.30      2.41     2.52
                    -------  -------  -------  -------   -------   -------  -------  -------  -------   -------  -------

MIN + PERCENTAGE    394,271  399,285  412,963  428,344   439,142   450,263  461,719  476,783  493,509   506,026  518,919
MIN + PERCENTAGE/SF    3.52     3.57     3.69     3.83      3.92      4.02     4.12     4.26     4.41      4.52     4.63
MIN + PERCENT/SALES     1.2%     1.2%     1.2%     1.2%      1.2%      1.2%     1.2%     1.2%     1.2%      1.2%     1.2%
RE TAX RECOVERY      16,200   16,727   17,313   17,919    18,546    19,195   19,867   20,562   21,282    22,027   22,798
CAM RECOVERY         24,633   24,633   24,633   24,633    24,633    24,633   24,633   24,633   24,633    24,633   24,633
                    -------  -------  -------  -------   -------   -------  -------  -------  -------   -------  -------

TOTAL RECOVERIES     40,833   41,360   41,946   42,552    43,179    43,828   44,500   45,195   45,915    46.660   47,431
TOT RECOVERIES/SF      0.36     0.37     0.37     0.38      0.39      0.39     0.40     0.40     0.41      0.42     0.42
                    -------  -------  -------  -------   -------   -------  -------  -------  -------   -------  -------

TOTAL REVENUE       435,104  440,645  454,909  470,896   482,321   494,091  506,219  521,978  539,424   552,686  566,350
TOTAL REVENUE/SF       3.89     3.94     4.06     4.21      4.31      4.41     4.52     4.66     4.82      4.94     5.06

SALES VOLUME (000)   33,425   33,926   34,944   35,992    37,072    38,184   39,330   40,510   41,725    42,977   44,266
SALES VOLUME/SF      298.52   303.00   312.09   321.45    331.09    341.02   351.25   361.79   372.65    383.83   395.34
TOT REVENUE/SALES       1.3%     1.3%     1.3%     1.3%      1.3%      1.3%     1.3%     1.3%     1.3%      1.3%     1.3%

2. SUITE 19        ORIENTAL IMPORTS  OCCUPIES  2,010 SF (   0.53% OF GRSF)
   BASE LEASE FROM FEB 1980 TO DEC 1996

                       FY97     FY98    FY99      FY 0      FY 1      FY 2     FY 3     FY 4     FY 5     FY 6     FY 7
MINIMUM RENT          1,508    6,030    6,030    4,523     6,589     6,589    6,589    5,400    7,200    7,200    5,852
MINIMUM RENT/SF        0.75     3.00     3.00     2.25      3.28      3.28     3.28     2.69     3.58     3.58     2.91
MARKET RENT/SF         3.00     3.05     3.14     3.23      3.33      3.43     3.53     3.64     3.75     3.86     3.97
PERCENTAGE RENT       2,890        0        0      173         0         0      268        0        0      122      256
PERCENTAGE RENT/SF     1.44     0.00     0.00     0.09      0.00      0.00     0.13     0.00     0.00     0.06     0.13
                    -------  -------  -------  -------   -------   -------  -------  -------  -------   -------  -------

MIN + PERCENTAGE      4,398    6,030    6,030    4,696    6,589     6,589     6,857    5,400    7,200    7,322    6,108
MIN + PERCENTAGE/SF    2.19     3.00     3.00     2.34     3.28      3.28      3.41     2.69     3.58     3.64     3.04
MIN + PERCENT/SALES     5.1%     5.1%     5.0%     5.1%     5.1%      5.0%      5.0%     5.1%     5.0%     4.9%     5.3%

RE TAX RECOVERY         217      300      311      240      333       345       357      278      382      395      309
CAM RECOVERY            512    1,366    1,414    1,091    1,515     1,568     1,623    1,267    1,738    1,799    1,405
INS RECOVERY             41      167      173      134      186       192       199      155      213      220      172
                    -------  -------  -------  -------   -------   -------  -------  -------  -------   -------  -------

TOTAL RECOVERIES         770   1,833   1,898   1,465   2,034   2,105   2,179    1,700    2,333   2,414  1,886
TOT RECOVERIES/SF       0.38    0.91    0.94    0.73    1.01    1.05    1.08     0.85     1.16    1.20   0.94
                       -----   -----   -----   -----   -----   -----   -----    -----    -----   -----  -----
TOTAL REVENUE          5,168   7,863   7,928   6,161   8,623   8,694   9,036    7,100    9,533   9,736  7,994
TOTAL REVENUE/SF        2.57    3.91    3.94    3.07    4.29    4.33    4.50     3.53     4.74    4.84   3.98

SALES VOLUME (000)        87     117     121      93     128     132     136      106      144     149    115
SALES VOLUME/SF        43.13   58.38   60.13   46.22   63.79   65.70   67.67    52.53    71.79   73.95  57.41
TOT REVENUE/SALES        6.0%    6.7%    6.6%    6.6%    6.7%    6.6%    6.6%     6.7%     6.6%    6.6%   6.9%

3. SUITE 32      MARK TWAIN SHOP    OCCUPIES    3,050 SF (   0.80% OF GRSF)
   BASE LEASE FROM JUN 1988 TO JAN 1997

                        FY97    FY98    FY99    FY 0    FY 1    FY 2    FY 3     FY 4     FY 5    FY 6   FY 7
MINIMUM RENT           1,525   9,150   9,150   7.625   9,165   9,998   9,998    8,117   10,926  10,926  8,766
MINIMUM RENT/SF         0.50    3.00    3.00    2.50    3.00    3.28    3.28     2.66     3.58    3.58   2.87
MARKET RENT/SF          3.00    3.05    3.14    3.23    3.33    3.43    3.53     3.64     3.75    3.86   3.97
PERCENTAGE RENT        2,666       0       0       0       0       0       0        0        0       0      0
PERCENTAGE RENT/SF      0.87    0.00    0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00   0.00
                       -----   -----   -----   -----   -----   -----   -----    -----    -----   -----  -----
MIN + PERCENTAGE       4,191   9,150   9,150   7,625   9,165   9,998   9,998    8,117   10,926  10,926  8,766
MIN + PERCEHTAGE/SF     1.37    3.00    3.00    2.50    3.00    3.28    3.28     2.66     3.58    3.58   2.87
MIN + PERCENT/SALES      4.2%    4.4%    4.3%    4.1%    4.4%    4.3%    4.1%     4.3%     4.3%    4.1%   4.3%

CAM RECOVERY           3,077   2,073   2,146   1,845   2,111   2,379   2,463    1,922    2,638   2,730  2,123
RE TAX RECOVERY          329     456     472     405     464     523     541      422      580     600    467
INS RECOVERY             187     254     263     226     259     292     302      236      323     335    260
                       -----   -----   -----   -----   -----   -----   -----    -----    -----   -----  -----
TOTAL RECOVERIES       3,593   2,783   2,881   2,476   2,834   3,194   3,306    2,580    3,541   3,665  2,850
TOT RECOVERIES/SF       1.18    0.91    0.94    0.81    0.93    1.05    1.08     0.85     1.16    1.20   0.93
                       -----   -----   -----   -----   -----   -----   -----    -----    -----   -----  -----
TOTAL REVENUE          7,784  11,933  12,031  10,101  11,999  13,192  13,304   10,697   14,467  14,591 11,616
TOTAL REVENUE/SF        2.55    3.91    3.94    3.31    3.93    4.33    4.36     3.51     4.74    4.78   3.81

SALES VOLUME (000)       101     209     215     184     210     235     242      188      257     265    205
SALES VOLUME/SF        33.10   68.51   70.57   60.39   68.72   77.11   79.42    61.66    84.26   86.79  67.16
TOT REVENUE/SALES        7.7%    5.7%    5.6%    5.5%    5.7%    5.6%    5.5%     5.7%     5.6%    5.5%   5.7%

ALTERATIONS            1,100       0       0       0   1,219       0       0    1,352        0       0  1,551
ALTERATIONS/SF          0.36    0.00    0.00    0.00    0.40    0.00    0.00     0.44     0.00    0.00   0.51

4. SUITE 41    CATOS        OCCUPIES      6,000 SF (    1.57% OF GRSF)
   BASE LEASE FROM FEB 1985 TO DEC 1996

                        FY97    FY98     FY99     FY 0     FY 1     FY 2     FY 3     FY 4     FY 5     FY 6      FY 7
MINIMUM RENT           4,500   18,000   18,000   13,500   19,669   19,669   19,669   16,120   21,493   21,493   17,468
MINIMUM RENT/SF         0.75     3.00     3.00     2.25     3.28     3.28     3.28     2.69     3.58     3.58     2.91
MARKET RENT/SF          3.00     3.05     3.14     3.23     3.33     3.43     3.53     3.64     3.74     3.86     3.97
PERCENTAGE RENT        8,698        0        0      708        0        0    1,049        0        0      544      904
PERCENTAGE RENT/SF      1.45     0.00     0.00     0.12     0.00     0.00     0.17     0.00     0.00     0.09     0.15
                     -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
MIN + PERCENTAGE      13,198   18,000   18,000   14,208   19,669   19,669   20,718   16,120   21,493   22,037   18,372
MIN + PERCENTAGE/SF     2.20     3.00     3.00     2.37     3.28     3.28     3.45     2.69     3.58     3.67     3.06
MIN + PERCENT/SALES      4.0%     4.1%     4.0%     4.1%     4.1%     4.0%     4.0%     4.1%     4.0%     3.9%     4.2%

CAM RECOVERY           6,924    9,394    9,722    7,504   10,415   10,779   11,157    8,710   11,951   12,370    9,657
RE TAX RECOVERY          648      896      928      716      994    1,029    1,065      831    1,140    1,180      921
INS RECOVERY             123      500      517      399      554      574      594      463      636      658      514
                     -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
TOTAL RECOVERIES       7,695   10,790   11,167    8,619   11,963   12,382   12,816   10,004   13,727   14,208   11,092
TOT RECOVERIES/SF       1.28     1.80     1.86     1.44     1.99     2.06     2.14     1.67     2.29     2.37     1.85
                     -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
TOTAL REVENUE         20,893   28,790   29,167   22,827   31,632   32,051   33,534   26,124   35,220   36,245   29,464
TOTAL REVENUE/SF        3.48     4.80     4.86     3.80     5.27     5.34     5.59     4.35     5.87     6.04     4.91

SALES VOLUME (000)       326      441      455      349      482      497      512      397      543      559      434
SALES VOLUME/SF        54.36    73.57    75.78    58.25    80.39    82.80    85.29    66.21    90.48    93.20    72.35
TOT REVENUE/SALES        6.4%     6.5%     6.4%     6.5%     6.6%     6.5%     6.6%     6.6%     6.5%     6.5%     6.8%

ALTERATIONS            2,163        0        0        0    2,398        0        0    2,659        0        0    3,051
ALTERATIONS/SF          0.36     0.00     0.00     0.00     0.40     0.00     0.00     0.44     0.00     0.00     0.51

5.  SUITE 48       MONTGOMERY WARD     OCCUPIES    60,400 SF ( 15.82% OF GRSF)
    BASE LEASE FROM NOV 1969 TO NOV 1999

                        FY97    FY98     FY99     FY 0     FY 1     FY 2     FY 3     FY 4     FY 5     FY 6      FY 7
MINIMUM RENT          74,896   74,896   74,896   74,896   74,896   74,896   74,896   74,896   74,896   74,896   74,896
MINIMUM RENT/SF         1.24     1.24     1.24     1.24     1.24     1.24     1.24     1.24     1.24     1.24     1.24
MARKET RENT/SF          3.00     3.05     3.14     3.23     3.33     3.43     3.53     3.64     3.74     3.86     3.97
PERCENTAGE RENT       69,854   71,575   75,069   78,669   82.375   86,193   90,126   94,177   98,349  102,646  107,073
PERCENTAGE RENT/SF      1.16     1.19     1.24     1.30     1.36     1.43     1.49     1.56     1.63     1.70     1.77
                     -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
MIN + PERCENTAGE     144,750  146,471  149,965  153,565  157,271  161,089  165,022  169,073  173,245  177,542  181,969
MIN + PERCENTAGE/SF     2.40     2.43     2.48     2.54     2.60     2.67     2.73     2.80     2.87     2.94     3.01
NIH + PERCENT/SALES      1.9%     1.9%     1.9%     1.9%     1.9%     1.8%     1.8%     1.8%     1.8%     1.8%     1.8%

                     -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
TOTAL RECOVERIES           0        0        0        0        0        0        0        0        0        0        0

TOT RECOVERIES/SF       0.00     0.00       0.00       0.00       0.00      0.00      0.00      0.00     0.00      0.00      0.00
                     -------  -------    -------    -------    -------   -------   -------   -------  -------   -------   -------
TOTAL REVENUE        144,750  146,471    149,965    153,565    157,271   161,089   165,022   169,073  173,245   117,542   181,969
TOTAL REVENUE/SF        2.40     2.43       2.48       2.54       2.60      2.67      2.73      2.80     2.87      2.94      3.01

SALES VOLUME (000)     7,650    7,765      7,998      8,238      8,485     8,739     9,001     9,272    9,550     9,836    10,131
SALES VOLUME/SF       126.66   128.56     132.41     136.38     140.48    144.69    149.03    153.50   158.11    162.85    167.74
TOT REVENUE/SALES        1.9%     1.9%       1.9%       1.9%       1.9%      1.8%      1.8%      1.8%     1.8%      1.8%      1.8%

  6. SUITE 48S      MONTGOMERY WARD     OCCUPIES    16,740 SF (  4.39% OF GRSF)
     BASE LEASE FROM JUN 1990 TO NOV 2013

                        FY97    FY98     FY99     FY 0     FY 1     FY 2     FY 3     FY 4     FY 5     FY 6      FY 7
MINIMUM RENT          17,898   18,735     19,572     20,409     21,246    22,083    22,920    23,757   24,594    25,431    26,268
MINIMUM RENT/SF         1.07     1.12       1.17       1.22       1.27      1.32      1.37      1.42     1.47      1.52      1.57
MARKET RENT/SF          3.00     3.05       3.14       3.23       3.33      3.43      3.53      3.64     3.74      3.86      3.97
                     -------  -------    -------    -------    -------   -------   -------   -------  -------   -------   -------

                     -------  -------    -------    -------    -------   -------   -------   -------  -------   -------   -------
TOTAL RECOVERIES           0        0          0          0          0         0         0         0        0         0         0
TOT RECOVERIES/SF       0.00     0.00       0.00       0.00       0.00      0.00      0.00      0.00     0.00      0.00      0.00
                     -------  -------    -------    -------    -------   -------   -------   -------  -------   -------   -------
TOTAL REVENUE         17,898   18,735     19,572     20,409     21,246    22,083    22,920    23,757   24,594    25,431    26,268
TOTAL REVENUE/SF        1.07     1.12       1.17       1.22       1.27      1.32      1.37      1.42     1.47      1.52      1.57

7.  SUITE 58      BUGLE BOY           OCCUPIES    10,000 SF (  2.62% OF GRSF)
    BASE LEASE FROM NOV 1989 TO DEC 1996

                        FY97    FY98     FY99     FY 0     FY 1     FY 2     FY 3     FY 4     FY 5     FY 6      FY 7
MINIMUM RENT          12,500   50,000     50,000     37,500     54,636    54,636    54,636    44,777   59,703    59,703    48,524
MINIMUM RENT/SF         1.25     5.00       5.00       3.75       5.46      5.46      5.46      4.48     5.97      5.97      4.85
MARKET RENT/SF          5.00     5.08       5.23       5.38       5.55      5.71      5.88      6.06     6.24      6.43      6.62
PERCENTAGE RENT       10,160        0          0          0          0         0         0         0        0         0         0
PERCENTAGE RENT/SF      1.02     0.00       0.00       0.00       0.00      0.00      0.00      0.00     0.00      0.00      0.00
                     -------  -------    -------    -------    -------   -------   -------   -------  -------   -------   -------
MIN  + PERCENTAGE     22,660   50,000     50,000     37,500     54,636    54,636    54,636    44,777   59,703    59,703    48,524
MIN + PERCENTAGE/SF     2.27     5.00       5.00       3.75       5.46      5.46      5.46      4.48     5.97      5.97      4.85
MIN + PERCENT/SALES      2.1%     2.2%       2.1%       2.1%       2.2%      2.1%      2.1%      2.2%     2.1%      2.1%      2.2%

CAM RECOVERY           7,920    6,798      7,036      5,430      7,537     7,801     8,074     6,303    8,649     8,952     6,989
RE TAX RECOVERY          367    1,494      1,546      1,193      1,656     1,714     1,174     1,385    1,901     1,967     1,536
INS RECOVERY             205      833        862        665        924       956       989       772    1,060     1,097       856
                     -------  -------    -------    -------    -------   -------   -------   -------  -------   -------   -------

TOTAL RECOVERIES       8,492     9.125      9,444     7,288    10,117    10,471     10,837      8,460    11,610     12,016    9,381
TOT RECOVERIES/SF       0.85      0.91       0.94      0.73      1.01      1.05       1.08       0.85      1.16       1.20     0.94
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE         31,152    59,125     59,444    44,788    64,753    65,107     65,473     53,237    71,313     71,719   57,905
TOTAL REVENUE/SF        3.12      5.91       5.94      4.48      6.48      6.51       6.55       5.32      7.13       7.17     5.79
SALES VOLUME (000)     1,071     2,284      2,352     1,808     2,496     2,570      2,647      2,055     2,809      2,893    2,246
SALES VOLUME/SF       107.05    228.38     235.23    180.82    249.55    257.04     264.75     205.53    280.87     289.30   224.58
TOT REVENUE/SALES        2.9%      2.6%       2.5%      2.5%      2.6%      2.5%       2.5%       2.6%      2.5%       2.5%     2.6%
ALTERATIONS            3,605         0          0         0     3,997         0          0      4,431         0          0    5,085
ALTERATIONS/SF          0.36      0.00       0.00      0.00      0.40      0.00       0.00       0.44      0.00       0.00     0.51

8. SUITE 58S       BUGLE BOY    OCCUPIES 5,480 SF (    1.44% OF GRSF)
   BASE LEASE FROM NOV 1989 TO DEC 1996

                        FY97    FY98     FY99     FY 0     FY 1     FY 2     FY 3     FY 4     FY 5     FY 6      FY 7
MINIMUM RENT           6,850    27,400     27,400    20,550    29,941    29,941     29,941     24,538    32,717     32,717   26,591
MINIMUM RENT/SF         1.25      5.00       5.00      3.75      5.46      5.46       5.46       4.48      5.97       5.97     4.85
MARKET RENT/SF          5.00      5.07       5.23      5.38      5.55      5.71       5.88       6.06      6.24       6.43     6.62
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY             915     3,725      3,856     2,976     4,130     4,275      4,424      3,454     4,740      4,905    3,830
RE TAX RECOVERY          201       819        847       654       908       939        972        759     1,042      1,078      842
INS RECOVERY             112       457        473       365       506       524        542        423       581        601      469
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES       1,228     5,001      5,176     3,995     5,544     5,738      5,938      4,636     6,363      6,584    5,141
TOT RECOVERIES/SF       0.22      0.91       0.94      0.73      1.01      1.05       1.08       0.85      1.16       1.20     0.94
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE          8,078    32,401     32,576    24,545    35,485    35,679     35,879     29,174    39,080     39,301   31,732
TOTAL REVENUE/SF        1.47      5.91       5.94      4.48      6.48      6.51       6.55       5.32      7.13       7.17     5.79
ALTERATIONS            1,976         0          0         0     2,190         0          0      2,428         0          0    2,787
ALTERATIONS/SF          0.36      0.00       0.00      0.00      0.40      0.00       0.00       0.44      0.00       0.00     0.51

9. SUITE 2        OR IMPORTS STORAGE OCCUPIES    2,024 SF (    0.53% OF GRSF)
   BASE LEASE FROM JUN 1996 TO DEC 1996

                        FY97    FY98     FY99     FY 0     FY 1     FY 2     FY 3     FY 4     FY 5     FY 6      FY 7
MINIMUM RENT           1,518     6,072      6,072     4,554     6,635     6,635      6,635      5,438     7,250      7,250    5,893
MINIMUM RENT/SF         0.75      3.00       3.00      2.25      3.28      3.28       3.28       2.69      3.58       3.58     2.91
MARKET RENT/SF          3.00      3.04       3.14      3.23      3.33      3.43       3.53       3.63      3.74       3.86     3.97
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

CAM RECOVERY             338     1,376      1,424     1,099     1,525     1,579      1,634      1,276     1,751      1,812    1,414
RE TAX RECOVERY           74       302        313       242       335       347        359        280       385        398      311
INS RECOVERY              41       169        175       135       187       193        200        156       215        222      173
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES         453     1,847      1,912     1,476     2,047     2,119      2,193      1,712     2,351      2,432    1,898
TOT RECOVERIES/SF       0.22      0.91       0.94      0.73      1.01      1.05       1.08       0.85      1.16       1.20     0.94
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE          1,971     7,919      7,984     6,030     8,682     8,754      8,828      7,150     9,601      9,682    7,791
TOTAL REVENUE/SF        0.97      3.91       3.94      2.98      4.29      4.33       4.36       3.53      4.74       4.78     3.85

ALTERATIONS              730         0          0         0       809         0          0        897         0          0    1,029
ALTERATIOHS/SF          0.36      0.00       0.00      0.00      0.40      0.00       0.00       0.44      0.00       0.00     0.51

10. SUITE 30      SE ALA EMER MED OCCUPIES      3,854 SF (   1.01% OF GRSF)
    BASE LEASE FROM MAY 1992 TO APR 1997

                        FY97    FY98     FY99     FY 0     FY 1     FY 2     FY 3     FY 4     FY 5     FY 6      FY 7
MINIMUM RENT           7,515    10,599     11,562    11,562     9,386    12,634     12,634     10,136    14,220     14,220   10,885
MINIMUM RENT/SF         1.95      2.75       3.00      3.00      2.44      3.28       3.28       2.63      3.69       3.69     2.82
MARKET RENT/SF          3.00      3.05       3.14      3.23      3.33      3.43       3.53       3.64      3.75       3.86     3.97
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY               0     2,405      2,712     2,807     2,191     3,006      3,112      2,420     3,333      3,450    2,663
RE TAX RECOVERY            0       529        596       617       482       661        684        532       733        158      585
INS RECOVERY               0       295        332       344       269       368        381        297       408        423      326
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0     3,229      3,640     3,768     2,942     4,035      4,177      3,249     4,474      4,631    3,574
TOT RECOVERIES/SF       0.00      0.84       0.94      0.98      0.76      1.05       1.08       0.84      1.16       1.20     0.93
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE          7,515    13,828     15,202    15,330    12,328    16,669     16,811     13,385    18,694     18,851   14,459
TOTAL REVENUE/SF        1.95      3.59       3.94      3.98      3.20      4.33       4.36       3.47      4.85       4.89     3.75

ALTERATIONS                0     1,389          0         0     1,540         0          0      1,768         0          0    1,960
ALTERATIONS/SF          0.00      0.36       0.00      0.00      0.40      0.00       0.00       0.46      0.00       0.00     0.51

11. SUITE 1 & 24   SHEPHERD'S CAFE OCCUPIES     11,008 SF (  2.88% OF GRSF)
    BASE LEASE FROM NOV 1995 TO JAN 2001

                        FY97     FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT          33,024    33,024     33,024    33,024    25,459    37,169     37,169     37,169    37,169     30,974   39,498
MINIMUM RENT/SF         3.00      3.00       3.00      3.00      2.31      3.38       3.38       3.38      3.38       2.81     3.59
MARKET RENT/SF          3.00      3.05       3.14      3.23      3.33      3.43       3.53       3.64      3.75       3.86     3.97
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

CAM RECOVERY           8,256     8,400      8,694     8,999     6,773     8,587      8,888      9,199     9,521      8,183    9,364
RE TAX RECOVERY        1,593     1,644      1,702     1,762     1,360     1,887      1,953      2,021     2,092      1,798    2,058
INS RECOVERY               0         0          0         0       172     1,052      1,089      1,127     1,167      1,003    1,147
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES       9,849    10,044     10,396    10,761     8,305    11,526     11,930     12,347    12,780     10,984   12,569
TOT RECOVERIES/SF       0.89      0.91       0.94      0.98      0.75      1.05       1.08       1.12      1.16       1.00     1.14
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE         42,873    43,068     43,420    43,785    33,764    48,695     49,099     49,516    49.949     41,958   52,067
TOTAL REVENUE/SF        3.89      3.91       3.94      3.98      3.07      4.42       4.46       4.50      4.54       3.81     4.73
ALTERATIONS                0         0          0         0     4,554         0          0          0         0          0    5,408
ALTERATIONS/SF          0.00      0.00       0.00      0.00      0.41      0.00       0.00       0.00      0.00       0.00     0.49

12. SUITE 10,11,12 NORTHSIDE FITNESS    OCCUPIES   15,300 SF (  4.01% OF GRSF)
    BASE LEASE FROM DEC 1991 TO DEC 1996

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT          22,644    45,900     45,900    45,900    45,900    34,425     53,211     53,211    53,211     53,211   53,211
MINIMUM RENT/SF         1.48      3.00       3.00      3.00      3.00      2.25       3.48       3.48      3.48       3.48     3.48
MARKET RENT/SF          3.00      3.05       3.14      3.23      3.33      3.43       3.53       3.64      3.74       3.86     3.97
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE         22,644    45,900     45,900    45,900    45,900    34,425     53,211     53,211    53,211     53,211   53,211
TOTAL REVENUE/SF        1.48      3.00       3.00      3.00      3.00      2.25       3.48       3.48      3.48       3.48     3.48
ALTERATIONS            5,516         0          0         0         0         0      6,551          0         0          0        0
ALTERATIONS/SF          0.36      0.00       0.00      0.00      0.00      0.00       0.43       0.00      0.00       0.00     0.00

13. SUITE 14C     FAIR WINDS TRAVEL   OCCUPIES   393 SF (    0.10% OF GRSF)
    BASE LEASE FROM APR 1991 TO DEC 1996

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT             415     1,179      1,179       884     1,288     1,288      1,288      1,056     1,408      1,408    1,144
MINIMUM RENT/SF         1.06      3.00       3.00      2.25      3.28      3.28       3.28       2.69      3.58       3.58     2.91
MARKET RENT/SF          2.99      3.04       3.13      3.22      3.33      3.44       3.53       3.63      3.74       3.85     3.97
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0

TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE            415     1,179      1,179       884     1,288     1,288      1,288      1,056     1,408      1,408    1,144
TOTAL REVENUE/SF        1.06      3.00       3.00      2.25      3.28      3.28       3.28       2.69      3.58       3.58     2.91

14. SUITE 14D     EVANS BARBER SHOP   OCCUPIES   235 SF (   0.06% OF GRSF)
    BASE LEASE FROM APR 1985 TO DEC 1996

                        FY97     FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT             327       705        705       529       770       770        770        631       842        842      684
MINIMUM RENT/SF         1.39      3.00       3.00      2.25      3.28      3.28       3.28       2.69      3.58       3.58     2.91
MARKET RENT/SF          3.01      3.06       3.14      3.22      3.32      3.42       3.52       3.63      3.73       3.86     3.98
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE            327       705        705       529       770       770        770        631       842        842      684
TOTAL REVENUE/SF        1.39      3.00       3.00      2.25      3.28      3.28       3.28       2.69      3.58       3.58     2.91

15. SUITE 23      CCS COMPUTERS   OCCUPIES      825 SF (    0.22% OF GRSF)
    BASE LEASE FROM JUN 1996 TO MAY 1997

                        FY97     FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT           3,849     2,063      2,475     2,475     1,990     2,704      2,704      2,142     3,044      3,044    2,306
MINIMUM RENT/SF         4.67      2.50       3.00      3.00      2.41      3.28       3.28       2.60      3.69       3.69     2.80
MARKET RENT/SF          3.00      3.04       3.13      3.23      3.32      3.43       3.53       3.64      3.75       3.85     3.97
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY           1,164       469        580       601       469       644        666        516       714        739      570
RE TAX RECOVERY            0       103        128       132       103       141        146        113       157        162      125
INS RECOVERY               0        57         71        74        57        79         82         63        87         91       70
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES       1,164       629        779       807       629       864        894        692       958        992      765
TOT RECOVERIES/SF       1.41      0.76       0.94      0.98      0.76      1.05       1.08       0.84      1.16       1.20     0.93
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE          5,013     2,692      3,254     3,282     2,619     3,568      3,598      2,834     4,002      4,036    3,071
TOTAL REVENUE/SF        6.08      3.26       3.94      3.98      3.17      4.32       4.36       3.44      4.85       4.89     3.72

ALTERATIONS                0       297          0         0       330         0          0        378         0          0      420
ALTERATIONS/SF          0.00      0.36       0.00      0.00      0.40      0.00       0.00       0.46      0.00       0.00     0.51

16. SUITE 29       LOWERY JEWELERS   OCCUPIES   1,860 SF (   0.49% OF GRSF)
    BASE LEASE FROM FEB 1996 TO FEB 1997

                        FY97     FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT           4,061     5,580      5,580     5,115     5,081     6,097      6,097      4,903     6,663      6,663    5,276
MINIMUM RENT/SF         2.18      3.00       3.00      2.75      2.73      3.28       3.28       2.64      3.58       3.58     2.84
MARKET RENT/SF          3.00      3.05       3.14      3.23      3.33      3.43       3.53       3.64      3.75       3.86     3.97
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY           2,086     1,264      1,309     1,240     1,172     1,451      1,502      1,172     1,609      1,665    1,290
RE TAX RECOVERY           23       278        288       272       258       319        330        258       354        366      283
INS RECOVERY              13       155        160       152       144       178        184        144       197        204      158
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES       2,124     1,697      1,757     1,664     1,574     1,948      2,016      1,574     2,160      2,235    1,731
TOT RECOVERIES/SF       1.14      0.91       0.94      0.89      0.85      1.05       1.08       0.85      1.16       1.20     0.93
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE          6,185     7,277      7,337     6,779     6,655     8,045      8,113      6,477     8,823      8,898    7,007
TOTAL REVENUE/SF        3.33      3.91       3.94      3.64      3.58      4.33       4.36       3.48      4.74       4.78     3.77
ALTERATIONS              671         0          0         0       743         0          0        824         0          0      946
ALTERATIONS/SF          0.36      0.00       0.00      0.00      0.40      0.00       0.00       0.44      0.00       0.00     0.51

17. SUITE 31      COUNTRY AT HEART   OCCUPIES    3,050 SF (  0.80% OF GRSF)
    BASE LEASE FROM JUN 1996 TO DEC 1996

                        FY97     FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT           2,471     9,150      9,150     6,863     9,998     9,998      9,998      8,194    10,926     10,926    8,880
MINIMUM RENT/SF         0.81      3.00       3.00      2.25      3.28      3.28       3.28       2.69      3.58       3.58     2.91
MARKET RENT/SF          3.00      3.05       3.14      3.23      3.33      3.43       3.53       3.64      3.75       3.86     3.97
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY             509     2,073      2,146     1,656     2,299     2,379      2,463      1,922     2,638      2,730    2,132
RE TAX RECOVERY          112       456        472       364       505       523        541        422       580        600      468
INS RECOVERY              62       254        263       203       282       292        302        236       323        335      261
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES         683     2,783      2,881     2,223     3,086     3,194      3,306      2,580     3,541      3,665    2,861
TOT RECOVERIES/SF       0.22      0.91       0.94      0.73      1.01      1.05       1.08       0.85      1.16       1.20     0.94
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE          3,154    11,933     12,031     9,086    13,084    13,192     13,304     10,774    14,467     14,591   11,741
TOTAL REVENUE/SF        1.03      3.91       3.94      2.98      4.29      4.33       4.36       3.53      4.74       4.78     3.85
ALTERATIONS            1,100         0          0         0     1,219         0          0      1,352         0          0    1,551
ALTERATIONS/SF          0.36      0.00       0.00      0.00      0.40      0.00       0.00       0.44      0.00       0.00     0.51

18. SUITE 33/34/35      COUNTRY AT HEART   OCCUPIES   6,070 SF (  1.59% OF GRSF)
    BASE LEASE FROM JAN 1994 TO NOV 1997

                        FY97     FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT          26,683    17,633     18,756    18,756    14,212    20,496     20,496     18,788    18,663     22,396   22,396
MINIMUM RENT/SF         4.40      2.90       3.09      3.09      2.34      3.38       3.38       3.10      3.07       3.69     3.69
MARKET RENT/SF          3.00      3.05       3.14      3.23      3.33      3.43       3.53       3.64      3.74       3.86     3.97
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY           3,521     2,866      4,271     4,420     3,412     4,735      4,901      4,642     4,390      5,434    5,624
RE TAX RECOVERY          971       712        939       971       750     1,041      1,077      1,020       965      1,194    1,236
INS RECOVERY               0       171        523       542       418       580        601        569       538        666      689
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES       4,492     3,749      5,733     5,933     4,580     6,356      6,579      6,231     5,893      7,294    7,549
TOT RECOVERIES/SF       0.74      0.62       0.94      0.98      0.75      1.05       1.08       1.03      0.97       1.20     1.24
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE         31,175    21,382     24,489    24,689    18,792    26,852     27,075     25,019    24,556     29,690   29,945
TOTAL REVENUE/SF        5.14      3.52       4.03      4.07      3.10      4.42       4.46       4.12      4.05       4.89     4.93

ALTERATIONS                0     2,265          0         0     2,511         0          0          0     2,784          0        0
ALTERATIONS/SF          0.00      0.37       0.00      0.00      0.41      0.00       0.00       0.00      0.46       0.00     0.00

19. SUITE 36      HEART AND HOME   OCCUPIES     1,650 SF (  0.43% OF GRSF)
    BASE LEASE FROM SEP 1995 TO SEP 1997

                        FY97     FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT           8,993     4,797      5,099     5,099     3,942     5,571      5,571      4,178     6,088      6,088    6,088
MINIMUM RENT/SF         5.45      2.91       3.09      3.09      2.39      3.38       3.38       2.53      3.69       3.69     3.69
MARKET RENT/SF          3.00      3.05       3.14      3.23      3.33      3.43       3.53       3.64      3.75       3.86     3.97
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY           1,237       880      1,161     1,202       927     1,287      1,332      1,028     1,427      1,477    1,529
RE TAX RECOVERY          239       186        255       264       204       283        293        226       314        325      336
INS RECOVERY               0        70        142       147       114       158        163        126       175        181      187
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES       1,476     1,136      1,558     1,613     1,245     1,728      1,788      1,380     1,916      1,983    2,052
TOT RECOVERIES/SF       0.89      0.69       0.94      0.98      0.75      1.05       1.08       0.84      1.16       1.20     1.24
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE         10,469     5,933      6,657     6,712     5,187     7,299      7,359      5,558     8,004      8,071    8,140
TOTAL REVENUE/SF        6.34      3.60       4.03      4.07      3.14      4.42       4.46       3.37      4.85       4.89     4.93

ALTERATIONS                0       616          0         0       683         0          0          0       757          0        0
ALTERATIONS/SF          0.00      0.37       0.00      0.00      0.41      0.00       0.00       0.00      0.46       0.00     0.00

20. SUITE 37      HEART & HOME   OCCUPIES  1,120 SF (   0.29% OF GRSF)
    BASE LEASE FROM AUG 1995 TO DEC 1996

                        FY97     FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT             840     3,360      3,360     2,520     3,672     3,672      3,672      3,009     4,012      4,012    3,261
MINIMUM RENT/SF         0.75      3.00       3.00      2.25      3.28      3.28       3.28       2.69      3.58       3.58     2.91
MARKET RENT/SF          3.00      3.04       3.13      3.23      3.33      3.43       3.53       3.63      3.74       3.86     3.97
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY             187       761        788       608       844       874        904        706       969      1,003      783
RE TAX RECOVERY           41       167        173       134       186       192        199        155       213        220      172
INS RECOVERY              23        93         97        75       103       107        111         87       119        123       96
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES         251     1,021      1,058       817     1,133     1,173      1,214        948     1,301      1,346    1,051
TOT RECOVERIES/SF       0.22      0.91       0.94      0.73      1.01      1.05       1.08       0.85      1.16       1.20     0.94
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE          1,091     4,381      4,418     3,337     4,805     4,845      4,886      3,957     5,313      5,358    4,312
TOTAL REVENUE/SF        0.97      3.91       3.94      2.98      4.29      4.33       4.36       3.53      4.74       4.78     3.85

ALTERATIONS              404         0          0         0       448         0          0        496         0          0      570
ALTERATIONS/SF          0.36      0.00       0.00      0.00      0.40      0.00       0.00       0.44      0.00       0.00     0.51

21. SUITE 38       ART LEAGUE   OCCUPIES   1,400 SF (  0.37% OF GRSF)
    BASE LEASE FROM NOV 1995 TO DEC 1996

                        FY97     FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT           1,351     4,200      4,200     3,150     4,589     4,589      4,589      3,761     5,015      5,015    4,076
MINIMUM RENT/SF         0.96      3.00       3.00      2.25      3.28      3.28       3.28       2.69      3.58       3.58     2.91
MARKET RENT/SF          3.00      3.04       3.13      3.23      3.33      3.43       3.53       3.63      3.74       3.86     3.97
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY             234       952        985       760     1,055     1,092      1,130        882     1,211      1,253      978
RE TAX RECOVERY           51       209        216       167       232       240        248        194       266        275      215
INS RECOVERY              29       117        121        93       129       134        139        108       148        154      120
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES         314     1,278      1,322     1,020     1,416     1,466      1,517      1,184     1,625      1,682    1,313
TOT RECOVERIES/SF       0.22      0.91       0.94      0.73      1.01      1.05       1.08       0.85      1.16       1.20     0.94
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE          1,665     5,478      5,522     4,170     6,005     6,055      6,106      4,945     6,640      6,697    5,389
TOTAL REVENUE/SF        1.19      3.91       3.94      2.98      4.29      4.32       4.36       3.53      4.14       4.78     3.85

ALTERATIONS              505         0          0         0       560         0          0        620         0          0      712
ALTERATIONS/SF          0.36      0.00       0.00      0.00      0.40      0.00       0.00       0.44      0.00       0.00     0.51

22. SUITE 39      DIPPER DAN    OCCUPIES   1,750 SF (    0.46% OF GRSF)
    BASE LEASE FROM JAN 1989 TO DEC 1996

                        FY97     FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT           3,063     5,250      5,250     3,938     5,737     5,737      5,737      4,702     6,269      6,269    5,095
MINIMUM RENT/SF         1.75      3.00       3.00      2.25      3.28      3.28       3.28       2.69      3.58       3.58     2.91
MARKET RENT/SF          3.00      3.05       3.14      3.23      3.33      3.43       3.53       3.63      3.74       3.86     3.97
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
RE TAX RECOVERY          189       261        271       209       290       300        311        242       333        344      269
CAM RECOVERY             292     1,190      1,231       950     1,319     1,365      1,413      1,103     1,514      1,567    1,223
INS RECOVERY              36       146        151       116       162       167        173        135       185        192      150
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES         517     1,597      1,653     1,275     1,771     1,832      1,897      1,480     2,032      2,103    1,642
TOT RECOVERIES/SF       0.30      0.91       0.94      0.73      1.01      1.05       1.08       0.85      1.16       1.20     0.94
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE          3,580     6,847      6,903     5,213     7,508     7,569      7,634      6,182     8,301      8,372    6,737
TOTAL REVENUE/SF        2.05      3.91       3.94      2.98      4.29      4.33       4.36       3.53      4.74       4.78     3.85

ALTERATIONS              631         0          0         0       699         0          0        776         0          0      890
ALTERATIONS/SF          0.36      0.00       0.00      0.00      0.40      0.00       0.00       0.44      0.00       0.00     0.51

23. SUITE 42      SOUTHERN SAMPLER   OCCUPIES    3,000 SF (  0.79% OF GRSF)
    BASE LEASE FROM NOV 1995 TO DEC 2000

                        FY97     FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT          10,500    10,500     10,500    10,500     7,782    10,130     10,130      7,597    11,069     11,069   11,069
MINIMUM RENT/SF         3.50      3.50       3.50      3.50      2.59      3.38       3.38       2.53      3.69       3.69     3.69
MARKET RENT/SF          3.00      3.05       3.14      3.23      3.33      3.43       3.53       3.64      3.74       3.86     3.97
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY           2,250     2,289      2,369     2,452     1,822     2,340      2,422      1,869     2,595      2,685    2,779
RE TAX RECOVERY          434       448        464       480       371       514        532        411       570        590      611
INS RECOVERY               0         0          0         0        70       287        297        229       318        329      341
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES       2,684     2,737      2,833     2,932     2,263     3,141      3,251      2,509     3,483      3,604    3,731
TOT RECOVERIES/SF       0.89      0.91       0.94      0.98      0.75      1.05       1.08       0.84      1.16       1.20     1.24
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE         13,184    13,237     13,333    13,432    10,045    13,271     13,381     10,106    14,552     14,673   14,800
TOTAL REVENUE/SF        4.39      4.41       4.44      4.48      3.35      4.42       4.46       3.37      4.85       4.89     4.93

ALTERATIONS                0         0          0         0     1,241         0          0          0     1,376          0        0
ALTERATIONS/SF          0.00      0.00       0.00      0.00      0.41      0.00       0.00       0.00      0.46       0.00     0.00

26. SUITE 50     EVANS BARBER SHOP   OCCUPIES   630 SF (    0.17% OF GRSF)
    BASE LEASE FROM APR 1985 TO DEC 1996

                        FY97     FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT           4,410     5,040      5,040     3,780     5,507     5,507      5,507      4,514     6,018      6,018    4,891
MINIMUM RENT/SF         7.00      8.00       8.00      6.00      8.74      8.74       8.74       7.17      9.55       9.55     7.76
MARKET RENT/SF          8.00      8.12       8.37      8.62      8.88      9.14       9.42       9.70      9.99      10.29    10.59
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY             105       428        443       342       475       491        509        397       545        564      440
RE TAX RECOVERY           23        94         97        75       104       108        112         87       120        124       97
INS RECOVERY              13        52         54        42        58        60         62         49        67         69       54
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES         141       574        594       459       637       659        683        533       732        757      591
TOT RECOVERIES/SF       0.22      0.91       0.94      0.73      1.01      1.05       1.08       0.85      1.16       1.20     0.94
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE          4,551     5,614      5,634     4,239     6,144     6,166      6,190      5,047     6,750      6,775    5,482
TOTAL REVENUE/SF        7.22      8.91       8.94      6.73      9.75      9.79       9.83       8.01     10.71      10.75     8.70

ALTERATIONS              227         0          0         0       252         0          0        279         0          0      320
ALTERATIONS/SF          0.36      0.00       0.00      0.00      0.40      0.00       0.00       0.44      0.00       0.00     0.51

27. SUITE 51      THE CAKE BOX       OCCUPIES    1,446 SF (  0.38% OF GRSF)
    BASE LEASE FROM DEC 1988 TO DEC 1996

                        FY97     FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT           4,613     4,338      4,338     3,254     4,740     4,740      4,740      3,885     5,180      5,180    4,210
MINIMUM RENT/SF         3.19      3.00       3.00      2.25      3.28      3.28       3.28       2.69      3.58       3.58     2.91
MARKET RENT/SF          3.00      3.05       3.14      3.23      3.33      3.43       3.53       3.64      3.75       3.86     3.98
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY             784       983      1,017       785     1,090     1,128      1,167        911     1,251      1,294    1,011
RE TAX RECOVERY          156       216        224       173       240       248        257        200       275        284      222
INS RECOVERY              30       120        125        96       134       138        143        112       153        159      124
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES         970     1,319      1,366     1,054     1,464     1,514      1,567      1,223     1,679      1,737    1,357
TOT RECOVERIES/SF       0.67      0.91       0.94      0.73      1.01      1.05       1.08       0.85      1.16       1.20     0.94
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE          5,583     5,657      5,704     4,308     6,204     6,254      6,307      5,108     6,859      6,917    5,567
TOTAL REVENUE/SF        3.86      3.91       3.94      2.98      4.29      4.33       4.36       3.53      4.74       4.78     3.85

ALTERATIONS              521         0          0         0       578         0          0        641         0          0      735
ALTERATIONS/SF          0.36      0.00       0.00      0.00      0.40      0.00       0.00       0.44      0.00       0.00     0.51

28. SUITE 54       BOOKS A MILLION   OCCUPIES   17,316 SF (   4.54% OF GRSF)
    BASE LEASE FROM SEP 1995 TO JAN 2006


                        FY97     FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT          90,330    90,330     90,330    90,330    92,212    94,847     94,847     94,847    94,847     95,010   95,238
MINIMUM RENT/SF         5.00      5.00       5.00      5.00      5.10      5.25       5.25       5.25      5.25       5.49     5.50
MARKET RENT/SF          5.00      5.08       5.23      5.38      5.55      5.71       5.88       6.06      6.24       6.59     6.62
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY          12,070    12,281     12,711    13,156    13,616    14,093     14,586     15,097    15,625     15,888   16,043
RE TAX RECOVERY        2,614     2,699      2,793     2,891     2,992     3,097      3,205      3,318     3,434      3,492    3,526
INS RECOVERY           1,479     1,505      1,558     1,612     1,669     1,727      1,788      1,850     1,915      1,947    1,966
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES      16,163    16,485     17,062    17,659    18,277    18,917     19,579     20,265    20,974     21,327   21,535
TOT RECOVERIES/SF       0.89      0.91       0.94      0.98      1.01      1.05       1.08       1.12      1.16       1.23     1.24
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE        106,493   106,815    107,392   107,989   110,489   113,764    114,426    115,112   115,821    116,337  116,173
TOTAL REVENUE/SF        5.89      5.91       5.94      5.98      6.12      6.30       6.33       6.37      6.41       6.72     6.74

29. SUITE 55      GOODY'S      OCCUPIES    26,840 SF (      7.03% OF GRSF)
    BASE LEASE FROM DEC 1993 TO NOV 2003

                        FY97     FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT         147,620   147,620    147,620   147,620   147,620   147,620    147,620    151,534   154,330    154,330  154,330
MINIMUM RENT/SF         5.50      5.50       5.50      5.50      5.50      5.50       5.50       5.65      5.75       5.75     5.75
MARKET RENT/SF          5.00      5.07       5.23      5.38      5.55      5.71       5.88       6.06      6.24       6.43     6.62
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY          13,420    13,420     13,420    13,420    13,420    13,420     13,420     13,420    13,420     13,420   13,420
RE TAX RECOVERY        3,883     4,010      4,150     4,295     4,446     4,601      4,762      4,928     5,101      5,280    5,465
INS RECOVERY           2,198     2,236      2,314     2,395     2,479     2,566      2,656      2,749     2,845      2,944    3,047
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES      19,501    19,666     19,884    20,110    20,345    20,587     20,838     21,097    21,366     21,644   21,932
TOT RECOVERIES/SF       0.73      0.73       0.74      0.75      0.76      0.77       0.78       0.79      0.80       0.81     0.82
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE        167,121   167,286    167,504   167,730   167,965   168,207    168,458    172,631   175,696    175,974  176,262
TOTAL REVENUE/SF        6.23      6.23       6.24      6.25      6.26      6.27       6.28       6.43      6.55       6.56     6.57

30. SUITE 56      SIMPLY 6     OCCUPIES    3,000SF (   0.79% OF GRSF)
    BASE LEASE FROM JUL 1993 TO JUL 2003

                        FY97     FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT          15,000    15,000     15,000    15,000    15,000    15,000     15,000      8,414    10,746     10,746    8,622

MINIMUM RENT/SF         5.00      5.00       5.00      5.00      5.00      5.00       5.00       2.80      3.58       3.58     2.87
MARKET RENT/SF          3.00      3.05       3.14      3.23      3.33      3.43       3.53       3.64      3.74       3.86     3.97
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY               0         0          0         0         0         0          0      1,686     2,595      2,685    2,089
RE TAX RECOVERY            0         0          0         0         0         0          0        370       570        590      459
INS RECOVERY               0         0          0         0         0         0          0        207       318        329      256
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0      2,263     3,463      3,604    2,804
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.75      1.16       1.20     0.93
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE         15,000    15,000     15,000    15,000    15,000    15,000     15,000     10,677    14,229     14,350   11,426
TOTAL REVENUE/SF        5.00      5.00       5.00      5.00      5.00      5.00       5.00       3.56      4.74       4.78     3.81

ALTERATIONS                0         0          0         0         0         0          0      1,329         0          0    1,526
ALTERATIONS/SF          0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.44      0.00       0.00     0.51

31. SUITE 57       TOP GUN AIRBRUSH  OCCUPIES   300 SF (    0.08% OF GRSF)
    BASE LEASE FROM DEC 1994 TO DEC 1996

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT           2,400     2,400      1,837     2,546     2,546     1,910      2,782      2,782     2,782      2,280    3,040
MINIMUM RENT/SF         8.00      8.00       6.12      8.49      8.49      6.37       9.27       9.27      9.27       7.60    10.13
MARKET RENT/SF          8.00      8.12       8.36      8.62      8.88      9.14       9.42       9.70      9.98      10.28    10.60
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY             496       495        301       218       226       175        242        251       259        203      278
RE TAX RECOVERY            0         0         12        48        50        38         53         55        57         45       61
INS RECOVERY               0         0          7        27        28        21         30         31        32         25       34
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES         496       495        320       293       304       234        325        337       348        273      373
TOT RECOVERIES/SF       1.65      1.65       1.07      0.98      1.01      0.78       1.08       1.12      1.16       0.91     1.24
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE          2,896     2,895      2,157     2,839     2,850     2,144      3,107      3,119     3,130      2,553    3,413
TOTAL REVENUE/SF        9.65      9.65       7.19      9.46      9.50      7.15      10.36      10.40     10.43       8.51    11.38

ALTERATIONS                0         0        116         0         0         0        128          0         0        142        0
ALTERATIONS/SF          0.00      0.00       0.39      0.00      0.00      0.00       0.43       0.00      0.00       0.47     0.00

32. SUITE 57A     JOKERS WILD  OCCUPIES    785 SF (   0.21% OF GRSF)
    BASE LEASE FROM JAN 1996 TO DEC 1996

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT           2,755     6,280      6,280     4,710     6,862     6,862      6,862      5,624     7,499      7,499    6,095
MINIMUM RENT/SF         3.51      8.00       8.00      6.00      8.74      8.74       8.74       7.16      9.55       9.55     7.76
MARKET RENT/SF          7.99      8.12       8.36      8.61      8.87      9.14       9.42       9.70      9.99      10.29    10.59
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY             747       534        552       426       592       612        634        495       679        703      549
RE TAX RECOVERY           29       117        121        94       130       135        139        109       149        154      121
INS RECOVERY              16        65         68        52        73        75         78         61        83         86       67
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES         792       716        741       572       795       822        851        665       911        943      737
TOT RECOVERIES/SF       1.01      0.91       0.94      0.73      1.01      1.05       1.08       0.85      1.16       1.20     0.94
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE          3,547     6,996      7,021     5,282     7,657     7,684      7,713      6,289     8,410      8,442    6,832
TOTAL REVENUE/SF        4.52      8.91       8.94      6.73      9.75      9.79       9.83       8.01     10.71      10.75     8.70

ALTERATIONS              283         0          0         0       314         0          0        348         0          0      399
ALTERATIONS/SF          0.36      0.00       0.00      0.00      0.40      0.00       0.00       0.44      0.00       0.00     0.51

33. SUITE 59       G. STENDER         OCCUPIES    750 SF (    0.20% OF GRSF)
    BASE LEASE FROM SEP 1994 TO OCT 1999

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT           6,500     7,420      8,240     5,572     6,556     6,556      5,019      7,164     7,164      5,970    7,176
MINIMUM RENT/SF         8.67      9.89      10.99      7.43      8.74      8.74       6.69       9.55      9.55       7.96     9.57
MARKET RENT/SF          8.00      8.12       8.36      8.61      8.87      9.14       9.42       9.70      9.98      10.28    10.59
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY             562       572        592       432       565       585        452        627       649        558      638
RE TAX RECOVERY          109       112        116        90       124       129         99        138       143        123      140
INS RECOVERY               0         0          0        28        69        72         55         77        79         68       78
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES         671       684        708       550       758       786        606        842       871        749      856
TOT RECOVERIES/SF       0.89      0.91       0.94      0.73      1.01      1.05       0.81       1.12      1.16       1.00     1.14
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE          7,171     8,104      8,948     6,122     7,314     7,342      5,625      8,006     8,035      6,719    8,032
TOTAL REVENUE/SF        9.56     10.81      11.93      8.16      9.75      9.79       7.50      10.67     10.71       8.96    10.71

ALTERATIONS                0         0          0       300         0         0        332          0         0          0      368
ALTERATIONS/SF          0.00      0.00       0.00      0.40      0.00      0.00       0.44       0.00      0.00       0.00     0.49

34. SUITE 5.18    TROY STATE UNIV    OCCUPIES   18,400 SF (  4.82% OF GRSF)
    BASE LEASE FROM DEC 1994 TO DEC 1996

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT          55,200    55,200     42,240    58,562    58,562    43,921     63,992     63,992    63,992     52,444   69,926
MINIMUM RENT/SF         3.00      3.00       2.30      3.18      3.18      2.39       3.48       3.48      3.48       2.85     3.80
MARKET RENT/SF          3.00      3.05       3.14      3.23      3.33      3.43       3.53       3.64      3.74       3.86     3.97
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE         55,200    55,200     42,240    58,562    58,562    43,921     63,992     63,992    63,992     52,444   69,926
TOTAL REVENUE/SF        3.00      3.00       2.30      3.18      3.18      2.39       3.48       3.48      3.48       2.85     3.80

ALTERATIONS                0         0      7,106         0         0         0      7,878          0         0      8,735        0
ALTERATIONS/SF          0.00      0.00       0.39      0.00      0.00      0.00       0.43       0.00      0.00       0.47     0.00

35. SUITE 71      SOUTHTRUST BANK   OCCUPIES    1 SF (       0.00% OF GRSF)
    BASE LEASE FROM JUN 1970 TO MAY 2000

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT           8,580     8,580      8,580     8,930    12,780    12,780     12,780     12,780    12,780     12,780    12,780
MINIMUM RENT/SF     8,580.00  8,580.00   8,580.00  8,930.00 12,780.00 12,780.00  12,780.00  12,780.00 12,780.00  12,780.00 12,780.00
MARKET RENT/SF          0.00      0.00       0.00      1.00     12.00     12.00      12.00      12.00     12.00      12.00     12.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE          8,580     8,580      8,580     8,930    12,780    12,780     12,780     12,780    12,780     12,780    12,780
TOTAL REVENUE/SF    8,580.00  8,580.00   8,580.00  8,930.00 12,780.00 12,780.00  12,780.00  12,780.00 12,780.00  12,780.00 12,780.00

36. SUITE 1000K   DAVIS THEATERS    OCCUPIES    1 SF (      0.00% OF GRSF)
    BASE LEASE FROM MAY 1989 TO APR 2009

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT               0         0          0         0         0         0          0          0         0          0        0
MINIMUM RENT/SF         0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
MARKET RENT/SF         12.00     12.00      12.00     12.00     12.00     12.00      12.00      12.00     12.00      12.00    12.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
CAM RECOVERY           6,000     6,000      6,000     6,000     6,000     6,000      6,000      6,000     6,000      6,000    6,000
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

TOTAL RECOVERIES       6,000     6,000      6,000     6,000     6,000     6,000      6,000      6,000     6,000      6,000    6,000
TOT RECOVERIES/SF   6,000.00  6,000.00   6,000.00  6,000.00  6,000.00  6,000.00   6,000.00   6,000.00  6,000.00   6,000.00 6,000.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE          6,000     6,000      6,000     6,000     6,000     6,000      6,000      6,000     6,000      6,000    6,000
TOTAL REVENUE/SF    6,000.00  6,000.00   6,000.00  6,000.00  6,000.00  6,000.00   6,000.00   6,000.00  6,000.00   6,000.00 6,000.00

37. SUITE 8       VACANCY      OCCUPIES    318 SF (   0.08% OF GRSF)
    BASE LEASE FROM JUL 2008 TO JUN 2009

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT               0         0          0         0         0         0          0          0         0          0        0
MINIMUM RENT/SF         0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
MARKET RENT/SF          0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE              0         0          0         0         0         0          0          0         0          0        0
TOTAL REVENUE/SF        0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00

38. SUITE 22      VACANCY      OCCUPIES   4,500 SF (  1.18% OF GRSF)
    BASE LEASE FROM JUL 2008 TO JUN 2009

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT               0         0          0         0         0         0          0          0         0          0        0
MINIMUM RENT/SF         0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
MARKET RENT/SF          0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE              0         0          0         0         0         0          0          0         0          0        0
TOTAL REVENUE/SF        0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00

39. SUITE 26      VACANCY      OCCUPIES   2,250 SF (    0.59% OF GRSF)
    BASE LEASE FROM JUL 2008 TO JUN 2009

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT               0         0          0         0         0         0          0          0         0          0        0
MINIMUM RENT/SF         0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
MARKET RENT/SF          0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE              0         0          0         0         0         0          0          0         0          0        0
TOTAL REVENUE/SF        0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00

40. SUITE 27      VACANCY     OCCUPIES    2,250 SF (  0.59% OF GRSF)
    BASE LEASE FROM JUL 2008 TO JUN 2009

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT               0         0          0         0         0         0          0          0         0          0        0
MINIMUM RENT/SF         0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
MARKET RENT/SF          0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE              0         0          0         0         0         0          0          0         0          0        0
TOTAL REVENUE/SF        0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00

41. SUITE 28      VACANCY     OCCUPIES    4,880 SF (  1.28% OF GRSF)
    BASE LEASE FROM JUL 2008 TO JUN 2009

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT               0         0          0         0         0         0          0          0         0          0        0
MINIMUM RENT/SF         0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
MARKET RENT/SF          0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

TOTAL REVENUE              0         0          0         0         0         0          0          0         0          0        0
TOTAL REVENUE/SF        0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00


42. SUITE 30      VACANCY      OCCUPIES    2,630 SF (   0.69% OF GRSF)
    BASE LEASE FROM JUL 2008 TO JUN 2009

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT               0         0          0         0         0         0          0          0         0          0        0
MINIMUM RENT/SF         0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
MARKET RENT/SF          0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE              0         0          0         0         0         0          0          0         0          0        0
TOTAL REVENUE/SF        0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00

43. SUITE 40      VACANCY     OCCUPIES    3,150 SF (   0.83% OF GRSF)
    BASE LEASE FROM JUL 2008 TO JUN 2009

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT               0         0          0         0         0         0          0          0         0          0        0
MINIMUM RENT/SF         0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
MARKET RENT/SF          0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE              0         0          0         0         0         0          0          0         0          0        0
TOTAL REVENUE/SF        0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00

44. SUITE 44      VACANCY     OCCUPIES    4,000 SF (   1.05% OF GRSF)
    BASE LEASE FROM JUL 2008 TO JUN 2009

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT               0         0          0         0         0         0          0          0         0          0        0
MINIMUM RENT/SF         0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
MARKET RENT/SF          0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE              0         0          0         0         0         0          0          0         0          0        0
TOTAL REVENUE/SF        0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00

45. SUITE 45      VACANCY     OCCUPIES    5,000 SF (   1.31% OF GRSF)
    BASE LEASE FROM JUL 2008 TO JUN 2009

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT               0         0          0         0         0         0          0          0         0          0        0
MINIMUM RENT/SF         0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
MARKET RENT/SF          0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE              0         0          0         0         0         0          0          0         0          0        0
TOTAL REVENUE/SF        0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00

46. SUITE 46      VACANCY     OCCUPIES    2,250 SF (   0.59% OF GRSF)
    BASE LEASE FROM JUL 2008 TO JUN 2009

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT               0         0          0         0         0         0          0          0         0          0        0
MINIMUM RENT/SF         0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
MARKET RENT/SF          0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE              0         0          0         0         0         0          0          0         0          0        0
TOTAL REVENUE/SF        0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00

47. SUITE 47       VACANCY     OCCUPIES    2,250 SF (   0.59% OF GRSF)
    BASE LEASE FROM JUL 2008 TO JUN 2009

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT               0         0          0         0         0         0          0          0         0          0        0
MINIMUM RENT/SF         0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
MARKET RENT/SF          0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE              0         0          0         0         0         0          0          0         0          0        0
TOTAL REVENUE/SF        0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00

48. SUITE 56A     VACANCY      OCCUPIES    1,425 SF (  0.37% OF GRSF)
    BASE LEASE FROM JUL 2008 TO JUN 2009

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT               0         0          0         0         0         0          0          0         0          0        0
MINIMUM RENT/SF         0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
MARKET RENT/SF          0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE              0         0          0         0         0         0          0          0         0          0        0
TOTAL REVENUE/SF        0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00

49. SUITE 60      VACANCY      OCCUPIES    700 SF (    0.18% OF GRSF)
    BASE LEASE FROM JUL 2008 TO JUN 2009

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT               0         0          0         0         0         0          0          0         0          0        0
MINIMUM RENT/SF         0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
MARKET RENT/SF          0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

TOTAL REVENUE              0         0          0         0         0         0          0          0         0          0        0
TOTAL REVENUE/SF        0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00

50. SUITE 21      COMMUNITY ROOM    OCCUPIES     1,049 SF (   0.27% OF GRSF)
    BASE LEASE FROM JUN 1996 TO MAY 2016

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT               0         0          0         0         0         0          0          0         0          0        0
MINIMUM RENT/SF         0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
MARKET RENT/SF          0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE              0         0          0         0         0         0          0          0         0          0        0
TOTAL REVENUE/SF        0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00

51. SUITE 20       BREAK ROOM       OCCUPIES     318 SF (    0.08% OF GRSF)
    BASE LEASE FROM JUN 1996 TO MAY 2016

                        FY97      FY98       FY99      FY 0      FY 1      FY 2       FY 3       FY 4      FY 5       FY 6     FY 7
MINIMUM RENT               0         0          0         0         0         0          0          0         0          0        0
MINIMUM RENT/SF         0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
MARKET RENT/SF          0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------

                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL RECOVERIES           0         0          0         0         0         0          0          0         0          0        0
TOT RECOVERIES/SF       0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00
                    --------  --------   --------  --------  --------- ---------  ---------  --------- ---------  --------- --------
TOTAL REVENUE              0         0          0         0         0         0          0          0         0          0        0
TOTAL REVENUE/SF        0.00      0.00       0.00      0.00      0.00      0.00       0.00       0.00      0.00       0.00     0.00

REPORT TOTAL FOR NORTHSIDE MALL (GRSF =    381,677 SF)

                        FY97     FY98      FY99     FY 0       FY 1      FY 2     FY 3      FY 4      FY 5       FY 6        FY 7
MINIMUM RENT         832,318   958,860   944,042   917,601   960,449   963,200  1,003,998  966,593  1,037,617  1,020,751  1,009,060
MINIMUM RENT/SF         2.18      2.51      2.47      2.40      2.52      2.52      2.63      2.53      2.72       2.67       2.64
MARKET RENT/SF          3.06      3.10      3.20      3.29      3.39      3.49      3.60      3.71      3.82       3.93       4.04
PERCENTAGE RENT      268,518   250,839   264,511   279,475   293,098   308,037   324,743   339,276   355,601    373,081    390,895

PERCENTAGE RENT/SF      0.70      0.66      0.69      0.73      0.77      0.81      0.85      0.89      0.93       0.98       1.02
                   --------- --------- --------- --------- --------- --------- --------- --------- ---------  ---------  ---------
MIN + PERCENTAGE   1,100,836 1,209,699 1,208,553 1,197,076 1,253,547 1,271,237 1,328,741 1,305,869 1,393,218  1,393,832  1,399,955
MIN + PERCENTAGE/SF     2.88      3.17      3.17      3.14      3.28      3.33      3.48      3.42      3.65       3.65       3.67
MIN + PERCENT/SALES      2.6%      2.7%      2.6%      2.6%      2.6%      2.5%      2.6%      2.5%      2.5%       2.5%       2.4%
RE TAX RECOVERY       29,054    34,027    35,437    35,174    36,941    39,362    40,769    40,199    44,145     45,252     44,612
CAM RECOVERY         100,780   111,231   114,652   108,542   114,128   120,976   123,813   115,927   131,629    132,721    123,910
INS RECOVERY           4,919     8,158     8,833     8,350     9,536    11,245    11,658    10,954    12,747     12,953     12,161
                   --------- --------- --------- --------- --------- --------- --------- --------- ---------  ---------  ---------
TOTAL RECOVERIES     134,753   153,416   158,922   152,066   160,605   171,583   176,240   167,080   188,521    190,926    180,683
TOT RECOVERIES/SF       0.35      0.40      0.42      0.40      0.42      0.45      0.46      0.44      0.49       0.50       0.47
                   --------- --------- --------- --------- --------- --------- --------- --------- ---------  ---------  ---------
TOTAL REVENUE      1,235,589 1,363,115 1,367,475 1,349,142 1,414,152 1,442,820 1,504,981 1,472,949 1,581,739  1,584,758  1,580,638
TOTAL REVENUE/SF        3.24      3.57      3.58      3.53      3.71      3.78      3.94      3.86      4.14       4.15       4.14
SALES VOLUME (000)    42,659    44,743    46,085    46,665    48,873    50,358    51,869    52,528    55,028     56,679     57,398
SALES VOLUME/SF       111.77    117.23    120.74    122.26    128.05    131.94    135.90    137.62    144.17     148.50     150.38
TOT REVENUE/SALES        2.9%      3.0%      3.0%      2.9%      2.9%      2.9%      2.9%      2.8%      2.9%       2.8%       2.8%

ALTERATIONS           20,153     4,567     8,497       300    27,084         0    16,302    21,464     4,917     10,444     30,325
ALTERATIONS/SF          0.05      0.01      0.02      0.00      0.07      0.00      0.04      0.06      0.01       0.03       0.08

================================================================================
                                              ADDENDUM I LETTER OF AUTHORIZATION
================================================================================

                                   Addendum I

                            LETTER OF AUTHORIZATION

--------------------------------------------------------------------------------

                          [LOGO OF MARK CENTERS TRUST]

                                                                     June 7,1996

VIA FEDERAL EXPRESS

Mr. Michael R. Pecorino
Senior Vice President
CB Commercial
560 Lexington Avenue 16th Floor
New York, NY 10022

Re:   Mark Centers Engagement dated May 8 1996

Dear Mike:

      In connection with the above item, please expand the scope of work to include the following two properties:

o     Northside Mall, 3489 Ross Clark Circle NW, Dothan, Alabama

o     Midway Plaza, Pepperell Parkway and US Highway 29, Opelika, Alabama

      We understand that the cost for this additional work shall be $8,500.00 (out of expenses included). The relevant information you require to begin your work is included herein.

                                          Sincerely yours,


                                          /s/ Joshua Kane
                                          -----------------------
                                          Joshua Kane
                                          Chief Financial Officer

================================================================================
                                                       ADDENDUM J QUALIFICATIONS
================================================================================

                                   Addendum J

                                 QUALIFICATIONS

--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                                W. SCOTT BRADFORD
                           Senior Real Estate Analyst

                CB Commercial Real Estate Group, Inc. - Appraisal
                         100 Galleria Parkway, Suite 550
                             Atlanta, Georgia 30339
                                 (770) 951-7843

                                   EDUCATIONAL

B.S. in Management, Guilford College, Greensboro, North Carolina
M.S. in Real Estate, Georgia State University, Atlanta, Georgia

Appraisal Institute:
         Courses lA-1, 1A-2, lB-A, lB-B, 2-1 and 2-3

                                  CERTIFICATION

Certified Real Estate Appraiser: State of Georgia - Certificate Number 00 1784

                                  PROFESSIONAL

                               Appraisal Institute

Candidate - Appraisal Institute

                              EMPLOYMENT EXPERIENCE

1989-1993             John Booth & Associates                   Atlanta, Georgia
1993-Present          CB Commercial Real Estate Group, Inc.     Atlanta, Georgia
                      Appraisal
                      Southeast Region,
                      Senior Real Estate Analyst
                      Appraiser

--------------------------------------------------------------------------------

================================================================================
                                                       ADDENDUM J QUALIFICATIONS
================================================================================

                                QUALIFICATIONS OF

                             RONALD A. NEYHART, MAI
                              First Vice President
                                Regional Manager

               CB Commercial Real Estate Group, Inc., - Appraisal
                         100 Galleria Parkway, Suite 550
                             Atlanta, Georgia 30339
                                 (770) 951-7874

                                   EDUCATIONAL

B.S. Finance and Management - Florida State University

Appraisal Institute

            Course lA-1, 1A-2, lB-A, lB-B, 2-1,2-2, SPP

                          LICENSE(S)/CERTIFICATION(S)

Registered Real Estate Salesman - State of Florida
State of Georgia Real Estate Appraisal Board - Certified Real Estate
  Appraiser - C000490

                                  PROFESSIONAL

                               Appraisal Institute

Member, (MAI) Appraisal Institute, Certification No.8484

                               Other Affiliations

Realtor - Associate of the Atlanta Board of Realtors, Inc.

                              EMPLOYMENT EXPERIENCE

1979-1982      American Appraisal Associates, Staff Appraiser  Atlanta, Georgia
1982-1983      Cigna Securities, Account Executive             Atlanta, Georgia
1983-1984      Johnson, Lane, Space, Smith & Co., Account
                 Executive                                     Atlanta, Georgia
1984-Present   First Vice President, Regional Manager          Atlanta, Georgia
               CB Commercial Real Estate Group, Inc.
               Appraisal
               Southeast Region

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                               COMPLETE APPRAISAL

                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                                  BIRNEY PLAZA
                            Route 11 at Pittston Road
                              Moosic, Pennsylvania
                              CB File No. 96-093-Q

                                  DATE OF VALUE

                                  May 15, 1996

                                  PREPARED FOR

                                 MORGAN STANLEY
                              Mortgage Capital Inc.
                                  1585 Broadway
                            New York, New York 10036

                                   PREPARED BY

                      CB COMMERCIAL REAL ESTATE GROUP, INC.
                               APPRAISAL SERVICES
                        560 Lexington Avenue, 16th Floor
                            New York, New York 10022

                         [LETTERHEAD OF CB COMMERCIAL]

June 12, 1996

MORGAN STANLEY
Mortgage Capital Inc.
1585 Broadway
New York, New York 10036

RE:  Appraisal of Shopping Center
     BIRNEY PLAZA
     Route 11 at Pittston Road
     Moosic, Pennsylvania
     CB File No. 96-093-Q

Dear Ladies and Gentlemen:

At your request and authorization, CB Commercial Real Estate Group, Inc. has prepared a Complete Appraisal presented in a self-contained appraisal report of the current market value of the leased fee estate in the above-referenced real property.

The subject property is a single story community shopping center featuring 212,057 square feet of gross leasable area. The shopping center is anchored by a K-Mart and is currently 100% occupied. The property is more fully described, legally and physically, within the enclosed report.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

Based on research and analysis contained in this report, it is estimated that the current market value of the leased fee estate in the subject property as of May 15, 1996, is:

                              FIVE MILLION DOLLARS
                                  ($5,000,000)

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, and The Financial Institution Reform, Recovery, and Enforcement Act of 1989 (FIRREA). Furthermore, this report has been prepared in conformance with our interpretation of the appropriate regulations and guidelines set forth by Morgan Stanley.

June 12, 1996
Page 2

It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CB Commercial Real Estate Group, Inc. can be of further service, please do not hesitate to contact us.

Respectfully Submitted,

CB COMMERCIAL REAL ESTATE GROUP, INC.
APPRAISAL SERVICES

by:


/s/ Dimitri M. Teddone                /s/ Michael R. Pecorino
-------------------------------       -------------------------------
Dimitri M. Teddone, MAI               Michael R. Pecorino, MAI
Assistant Vice President              Senior Vice President
Senior Real Estate Analyst            Northeast Regional Manager
                                      Pennsylvania Certification No. GA-001096-R

================================================================================
                                                 CERTIFICATION OF THE APPRAISERS
--------------------------------------------------------------------------------

                         CERTIFICATION OF THE APPRAISERS

We certify that to the best of our knowledge and belief:

     1.   The statements of fact contained in this report are true and correct.

     2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

     3. We have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

     4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, such as the approval of a loan.

     5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. In addition, this report conforms to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act (FIRREA).

     6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

     7. Dimitri M. Teddone and Michael R. Pecorino have completed the requirements of the continuing education program of the Appraisal Institute.

     8. The property was personally inspected by Dimitri M. Teddone, MAI, but was not inspected by Michael R. Pecorino, MAI.

     9. No other person provided professional assistance to the persons signing this report.

     10. The undersigned appraisers have extensive experience in the appraisal/review of similar property types.


/s/ Dimitri M. Teddone                /s/ Michael R. Pecorino
-------------------------------       -------------------------------
Dimitri M. Teddone, MAI               Michael R. Pecorino, MAI
Assistant Vice President              Senior Vice President
Senior Real Estate Analyst            Northeast Regional Manager
                                      Pennsylvania Certification No. GA-001096-R


--------------------------------------------------------------------------------

================================================================================
                                                             SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------

                               SUBJECT PHOTOGRAPHS

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                FRONT VIEW OF THE SUBJECT PROPERTY FACING K-MART
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
         FRONT VIEW OF THE SUBJECT PROPERTY FACING THE SATELLITE STORES
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

================================================================================
                                                        SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

                            SUMMARY OF SALIENT FACTS

Property Name:                  Birney Plaza

Location:                       Route 11 at Pittston Avenue,
                                Moosic, Pennsylvania

Assessor's Parcel Number:       Section 176.08, Block 040, Lots 001, 002 & 003
                                Section 176.12, Block 010, Lots 014 & 014.01
                                Section 176.12, Block 070, Lot 016
                                Section 176.19, Block LLO, Lot 001
                                Section 184.12, Block FNO, Lot 027

Property Description:           The subject property is a single story community
                                shopping center featuring 212,057 square feet of gross leasable area. The improvements are situated on a 1,232,748 square foot lot (28.3 acres). Construction features include a concrete and steel frame and brick and split-faced block exterior walls.

Highest and Best Use

As Though Vacant:               Land banking until such time that retail
                                development becomes financially feasible

As Improved:                    Continued use as a shopping center

Property Rights Appraised:      Leased Fee

Date of Value:                  May 15, 1996

Land Area                       1,232,748 Square Feet (28.3 acres)

Improvements

Building Area:

    Gross Leasable Area:        212,057 SF

Year Built:                     1972

Condition:                      Average

Estimated Marketing Time:       12 months or less


--------------------------------------------------------------------------------

================================================================================
                                                        SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

Financial Indicators

Current Occupancy:                        100% Leased / 100% Occupied

Stabilized Occupancy:                     97%

Market Rental Rate:                       $ 6.00 P.S.F. Anchor
                                          $ 7.50 P.S.F. Satellite

Income Growth Rate:                       3.0%

Estimated Stabilized Expenses:            $ 1.50 P.S.F.

Expense Growth Rate:                      3.0%

Going-In  Overall Capitalization
Rate Selected:                            10.50%

Going-In  Overall Capitalization
Rate Implied:                             11.52%

Terminal Overall Capitalization
Rate:                                     11.00%

Discount Rate:                            12.50%

Valuation

Land Value:                               N/A

Cost Approach:                            N/A

Sales Comparison Approach:                $ 5,100,000

Income Capitalization Approach:           $ 5,000,000

Final Value

Conclusion:                               $ 5,000,000

Per Square Foot:                          $ 23.58/SF


--------------------------------------------------------------------------------

================================================================================
                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

CERTIFICATION OF THE APPRAISERS................................................i

SUBJECT PHOTOGRAPHS...........................................................ii

SUMMARY OF SALIENT FACTS.....................................................iii

TABLE OF CONTENTS..............................................................v

INTRODUCTION...................................................................1

AREA ANALYSIS..................................................................8

MARKET ANALYSIS...............................................................16

SITE ANALYSIS.................................................................21

IMPROVEMENT ANALYSIS..........................................................23

ZONING........................................................................26

TAX AND ASSESSMENT DATA.......................................................27

HIGHEST AND BEST USE..........................................................28

APPRAISAL METHODOLOGY.........................................................31

SALES COMPARISON APPROACH.....................................................33

INCOME CAPITALIZATION APPROACH................................................39

RECONCILIATION OF VALUE.......................................................64

ASSUMPTIONS AND LIMITING CONDITIONS...........................................66

ADDENDA.......................................................................70
   A...........................................................Glossary Of Terms
   B......................................................Additional Photographs
   C...................................................Improved Comparable Sales
   D..........................................................Rental Comparables
   E.............................................Strategic Mapping, Inc. Reports
   F...................................................................Rent Roll
   G............................................................PRO-JECT Reports
   H...........................................................Engagement Letter
   I..............................................................Qualifications


--------------------------------------------------------------------------------

                                  INTRODUCTION

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

                                  INTRODUCTION

PROPERTY IDENTIFICATION

The subject is located on the north side of Route 11 (Birney Avenue) at Pittston Avenue in the Borough of Moosic, Pennsylvania. The city assessor's tax identification number is as follows:

    =======================================================================
                          ASSESSOR'S TAX IDENTIFICATION NUMBER
    =======================================================================

    Section 176.08           Block 040                Lots 001, 002 & 003

    Section 176.12           Block 010                Lots 014 & 014.01

    Section 176.12           Block 070                Lot 016

    Section 176.19           Block LLO                Lot 001

    Section 184.12           Block FNO                Lot 027
    =======================================================================

A full metes and bounds legal description is included in the Addenda.

OWNERSHIP AND PROPERTY HISTORY

The subject is currently owned by Mark Centers Limited Partnership. The subject has not sold in the last three years and to the best of our knowledge there is no known current listing, option, or agreement of sale of the subject.

DATES OF INSPECTION AND VALUATION

The site was last inspected by Dimitri M. Teddone, MAI on May 15, 1996. Michael
R. Pecorino, MAI did not inspect the subject or the comparables employed but reviewed this report and concurs with the conclusions. The date of the market value is the date of inspection, May 15, 1996.


--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the current market value of the leased fee estate in the subject property in it's "As Is" condition. Market value is defined as follows:

     Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

TERMS AND DEFINITIONS

Please refer to the Addenda for a Glossary of the Terms and Definitions that are, and may be used in this appraisal.

INTENDED USE OF REPORT

This appraisal is for mortgage underwriting purposes.

PROPERTY RIGHTS APPRAISED

The value estimated represents the leased fee estate.

----------

(1) The definition of market value is taken from: The Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, ss.34.42(f), August 24, 1966. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.


--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The following steps were completed by CB Commercial for this assignment:

     1.   Analyzed regional, city, neighborhood, site, and improvement data.

     2.   Inspected the subject and the neighborhood.

     3. Reviewed data regarding taxes, zoning, utilities, easements, and city services.

     4. Considered comparable improved sales, comparable improved building rental information, and comparable site sales. Data was confirmed with principals, managers, or real estate agents representing principals, unless otherwise noted.

     5. Analyzed the data to arrive at conclusions via each approach to value used in this report.

     6. Reconciled the results of each approach to value employed into a probable range of market data and finally an estimate of value for the subject, as defined herein.

     7. Estimated a reasonable exposure time associated with the value estimate.

The subject site and improvement descriptions are based on a personal inspection of the property, discussions with representatives of the subject property, and/or a review of relevant plat maps and leasing plans. The inspection is not a substitute for thorough engineering studies.

To develop the opinion of value, CB Commercial performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice. This means that no departures from Standard 1 were invoked.

This is a complete appraisal, in the form of a Self-Contained Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Standards of Professional Appraisal Practice. The definitions of Complete Appraisal and Self-Contained Report are found in the Glossary of Terms and Definitions. In a complete appraisal, CB Commercial uses all known applicable approaches to value. The value conclusion reflects all known information about the subject property, market conditions, and available data.

The Self-Contained Report incorporates to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. It also includes thorough descriptions of the subject property and the market for the subject property type. All data considered significant that was requested for this assignment was received by CB Commercial Real Estate Group, Inc. Appraisal Services.

SPECIAL APPRAISAL INSTRUCTIONS

There were no special appraisal instructions.


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                                                                    INTRODUCTION
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MARKETING PERIOD

The marketing period section is divided into reasonable exposure time and reasonable marketing time. Exposure time differs from marketing time. Marketing time is the period required to sell a real property interest at market value during the period immediately after the effective date of the appraisal. Exposure time is always presumed to precede the effective date of the appraisal.

Exposure time is not intended to be a prediction of a date of sale or a one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

     o    statistical information about days on the market

     o    information gathered through sales verification

     o    interviews of market participants.

The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions.

Reasonable Exposure Time

Exposure time is always presumed to precede the effective date of the appraisal. It is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but adequate, sufficient, and reasonable marketing effort. Exposure time and appraisal conclusion of value are therefore interrelated.

Exposure time is often expressed as a range and is based on direct and indirect market data gathered during the market analysis, sales verifications, interviews with market participants, and other appropriate sources. The amount of time which a property will require to be marketed varies greatly depending on a number of factors including market conditions, listing price, terms of sale offered, and competitive listing inventory.

In addition to considering each of the factors noted above, CB Commercial considered:

     o exposure periods of comparable sales revealed during the course of this appraisal,

     o    the most recent CB Commercial National Investor Survey, and

     o    the opinions of local knowledgeable real estate brokers and investors.


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                                                                    INTRODUCTION
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Market Conditions

Throughout the Scranton--Wilkes-Barre--Hazlet metropolitan area, market conditions for most property types have been generally weak during the past three to four years. The value of most investment grade property types has decreased due to a number of factors. The lack of demand for investment properties and the inability of owners to make mortgage payments resulted in numerous foreclosures, or properties deeded back in lieu of foreclosure. Increased listing inventory has had a substantial downward influence on property values and the exposure time necessary to generate sales. Only recently, due to the competitive pricing in the market and improving economic conditions, has the number of transactions and active investors increased. These market conditions describe the current market and illustrate how exposure time is correlated with listing inventory, competitive pricing structures, and marketing efforts.

CB Commercial National Investor Survey

In the most recent issue of the CB Commercial National Investor Survey, published in the First Quarter 1996, CB Commercial surveyed a wide range of investors for property type preferences and specific marketing times. Respondents showed a clear preference for apartments, suburban offices, warehouse/distribution, community shopping centers, neighborhood shopping centers, power centers, urban offices, and business parks. Investors indicated that exposure requirements for investment property have changed little from the previous survey, now an average of approximately 8.5 months for the subject property type.

Real Estate Broker Surveys

As a second information source, appraisers solicited the opinions of real estate brokers knowledgeable in the subject market and property type. While the majority of individuals surveyed were reluctant to predict an exact exposure time length for retail property in general, they generally estimated an approximate range between 6 and 12 months. All assumed that property would be appropriately priced and marketed. When asked about the subject property specifically, the consensus of opinion was that the subject would receive average to above average recognition in the marketplace under a reasonable plan for pricing and promotion.

Exposure Time Conclusion

In conclusion, based on the foregoing analysis, an exposure time of between 6 and 12 months is reasonable, defensible, and appropriate. Like the brokers surveyed, CB Commercial assumes that the subject property would have been competitively priced and aggressively promoted regionally.


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                                                                    INTRODUCTION
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Reasonable Marketing Time

Reasonable marketing time is the period a prospective investor would forecast to sell the subject property immediately after the date of value, at the value estimated. Anticipated marketing time is essentially a measure of the perceived level of risk associated with the marketability, or liquidity, of the subject as an investment grade property. The sources for this information include those used in estimating the reasonable exposure time, but also an analysis of the anticipated changes in market conditions following the date of appraisal. In other words, the reasonable marketing time is the number of months it will require to sell the subject property from the date of value, into the future.

The reader must understand, however, that the future price for the subject property (at the end of the marketing time) may or may not equal the appraisal estimate. The future price depends on unpredictable changes in the physical real estate, demographic and economic trends, real estate markets in general, supply/demand characteristics for the property type, and many other factors.

Based on the premise that present market conditions are the best indicators of future performance in the short-term and under stable market conditions, a prudent investor will forecast that, under the conditions described above, the subject property will require a marketing time of 6 to 12 months.


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                                                               REGIONAL ANALYSIS
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                                REGIONAL AREA MAP
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                                [GRAPHIC OMITTED]

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Compiled by: CB Commercial Real Estate Group, Inc.
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                                                                   AREA ANALYSIS
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                                  AREA ANALYSIS

The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property.

A regional map indicating the location of the subject is presented on the previous page.

REGIONAL INFLUENCES

Location

The subject is located in the community of Moosic within Lackawanna County, located in the northeastern portion of the state of Pennsylvania. Lackawanna County is part of the Scranton--Wilkes-Barre--Hazlet MSA and is adjacent to the west by Wyoming and Luzern Counties, to the east by Wayne County, to the south by Monroe County, and to the north by Susquehanna County. A regional map indicating the location of the subject is presented on the previous page.

Population

The 1995 population within the Scranton--Wilkes-Barre--Hazlet MSA was estimated by Strategic Mapping, Inc. to be 637,743. This indicates a decrease of 723, or 0.11% from the April 1, 1990 federal census. The MSA's population is expected to increase slightly to approximately 637,923 by the year 2000, or a 0.03% increase.

Demographic statistics for the Scranton--Wilkes-Barre--Hazlet MSA are summarized in the following table.


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                                                                   AREA ANALYSIS
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     =====================================================================
                           SELECTED AREA DEMOGRAPHICS
                     THE SCRANTON--WILKES-BARRE--HAZLET MSA
     ---------------------------------------------------------------------

      Population
             1995 Estimate                                      637,743
             1990 Census                                        638,466
             1990-1995 % Change                                  -0.11%

      Households
             1995 Estimate                                      247,194
             1990 Census                                        246,491
             1990-1995 % Change                                   0.29%
      1995 Median Household Income                             $ 28,672
      1995 Average Household Income                            $ 36,957
      1990 Average Home Value                                  $ 71,131
      1990 % College Graduates                                     8.5%
     ---------------------------------------------------------------------
     Source: Strategic Mapping, Inc.
     Compiled by: CB Commercial Real Estate Group, Inc.
     =====================================================================

Households

Similar to the population level within the Scranton--Wilkes-Barre--Hazlet MSA, the number of households has grown in recent years and is projected to increase over the next five years. Between 1990 and 1995, household growth in the Scranton--Wilkes-Barre--Hazlet MSA was 0.29%. Projections for the year 2000 indicate a mature and stable area with the number of households increasing by 0.56%. While experiencing a significant decline between 1980 and 1990, the average household size did not change significantly in 1995 (2.49) and is expected to remain fairly stable over the next five years. In the Scranton--Wilkes-Barre--Hazlet MSA, the average household size declined from
2.70 in 1980 to 2.50 in 1990. It is projected to decline slightly to 2.48 in the year 2000.

Income

As per data compiled by the Strategic Mapping, Inc., the 1995 median household income in the Scranton--Wilkes-Barre--Hazlet MSA was $28,672. The median household income increased considerably between the 1980 and 1990 census by approximately 5.49% annually. In 1980 the median household income was $14,203, which increased by 70.6% to $24,232 in 1990. The 1995 estimate indicates that growth in the median household income has slowed to only 3.4% per annum from 1990 to 1995. Income growth is projected to increase at an average annual rate of 3.3% between 1995 and the year 2000.


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                                                                   AREA ANALYSIS
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Employment

The total civilian labor force for the Scranton--Wilkes-Barre--Hazlet MSA was 337,200 in April, 1996 with corresponding employment of 312,922 indicating an April, 1996 unemployment rate of 7.2%. The following table compares the unemployment rate for the area to that of the state and national average.

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                               UNEMPLOYMENT RATES
                       COMPARISON BY MSA, STATE, AND U.S.
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        Year      Scranton--Wilkes-Barre--     Pennsylvania          U.S.
                        Hazlet MSA

        1995               7.0%                    5.9%              5.7%
        1994               7.2%                    6.2%              6.1%
        1993               8.0%                    7.1%              6.8%
        1992               8.8%                    7.6%              7.4%
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Source: Pennsylvania Department of Labor and Employment Security, Bureau of Labor Market Information
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

Most of the employment is in the services (34%) and Manufacturing (19%), followed by retail trade industries (13%), similar to the State of Pennsylvania averages. The major employers in the area are as follows:

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             SCRANTON--WILKES-BARRE--HAZLET MSA MAJOR AREA EMPLOYERS
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   Company                                     Business           No. Employees
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   WEA Manufacturing                        Records & CD's             2,800
   Commonwealth of Pennsylvania               Government               2,096
   Community Medical Center                    Hospital                1,800
   Lackawanna County                          Government               1,550
   Mercy Hospital                              Hospital                1,500
   Technaglass                                TV Screens               1,450
   Allied Services                     Rehabilitation Healthcare       1,400
   Thompson Consumer Electronics             Picture Tubes             1,275
   University of Scranton                      Education               1,185
   U.S. Government                            Government               1,094
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Source: Lackawanna County Chamber of Commerce
Compiled by: CB Commercial Real Estate Group, Inc.
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                                                                   AREA ANALYSIS
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Transportation

The Interstate highways serving Lackawanna County include Interstate 81, 84 and
380. Interstate 81 connects Canada to the north to all points south to Florida. Interstate 84 connects parts of New York and Connecticut to the east to points west and terminates at the I-81/I-84 interchange in Dunmore, Pennsylvania. Interstate 380 runs from the I-380/I-84 interchange in Dunmore south to the I-380/I-80 interchange in Crescent Lake, Pennsylvania. Other significant arterials include U.S. 9 which runs through the central portion of the county as well as Moosic and S.R. 11 which runs through the central area also.

The major airports serving the Lackawanna County area are the Wilkes Barre Scranton International Airport and the Wilkes Barre Wyoming Valley Airport. The Wilkes Barre Scranton International Airport is approximately 10 miles southwest of downtown Scranton while the Wilkes Barre Wyoming Valley Airport is 7 miles north of downtown Wilkes Barre. Both airports provide for private and corporate flights as well as cargo shipments. The Lackawanna County area is also served by several railroads including Amtrak.

Conclusion and Relevance to the Subject Property

The long term outlook for the Scranton--Wilkes-Barre--Hazlet MSA is considered good. The strategic location between major cities in all directions combined with the convergence of three major arterials are primary factors in the anticipated favorable future of the area.

Population projections indicate a stabilization for the Scranton--Wilkes-Barre--Hazlet MSA in the short- and long-term. The affordability and relative ease of obtaining housing within the Scranton--Wilkes-Barre--Hazlet MSA is a key factor for future growth. The vast amount of available land, as well as the large number of existing developments are seen as supportive of the long term growth prospects within this area. Transportation modes are considered excellent as are public utilities and services. Therefore, it would appear that the area will be suitable for additional growth in the future which should be favorable for the subject property in the long run. The overall projection for the Scranton--Wilkes-Barre--Hazlet MSA appears stable.


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                                                                   AREA ANALYSIS
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NEIGHBORHOOD INFLUENCES

Location

The subject is located on the north side of Route 11 at Pittston Avenue, approximately four miles southwest of downtown Scranton. The boundaries for the subject neighborhood are considered to be:

    North:     Lackawanna River
    South:     Interstate 81
    West:      State Route 9
    East:      Scranton City Limits

A neighborhood map indicating the location of the subject is presented no the following page.

Land Use

Land use in the neighborhood consists of a mixture of service retail and residential development. Development in the immediate vicinity of the subject consists of 1-4 family residential uses as well as some retail uses. The subject serves as the only major retail development within a one-half mile radius. Other uses within this radius include several converted homes to commercial office/retail, gasoline and automotive service stations, and fast food restaurants. All other improvements in the area tend to be residential in nature. The immediate area is approximately 90+ percent developed. Although we see this as a predominantly residential area, the majority of commercial uses are currently located along the Route 11 corridor in the immediate area.

Access

Accessibility to the neighborhood in general, and to the subject property in particular, is considered to be good. Access to Interstates 81, 84, and 380 is available via the Route 11-Interstate 81 interchange (Exit 50) located approximately one mile southwest of the subject. A connection with Interstate 81 at Exit 51 is also located approximately one mile northeast of the subject at Davis Street. The subject neighborhood also features a good network of secondary roadways which further enhance accessibility.


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                                                                   AREA ANALYSIS
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                                NEIGHBORHOOD MAP
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                               [GRAPHIC OMITTED]

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Compiled by:  CB Commercial Real Estate Group, Inc.
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                                                                   AREA ANALYSIS
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Demographics

Selected Neighborhood demographics in a one, three, and five mile radius from the subject are shown in the following table:

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                       SELECTED NEIGHBORHOOD DEMOGRAPHICS
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                                            1 mile        3 mile        5 mile
--------------------------------------------------------------------------------
 Population
        1995 Estimate                        5,589        49,717        109,717
        1990 Census                          5,696        50,654        113,019
        1990-1995 % Change                   -1.9%         -1.8%          -2.9%

 Households
        1995 Estimate                        2,137        20,065         43,676
        1990 Census                          2,165        20,338         44,854
        1990-1995 % Change                   -1.3%         -1.3%          -2.6%

 1995 Median Household Income              $31,557       $26,578        $26,260
 1995 Average Household Income             $39,149       $32,389        $33,672
 1990 Average Home Value                   $75,688       $67,075        $67,540
 Median Age Total Population                  40.4          38.7           38.6
 1990 % College Graduates                     5.6%          6.4%           7.5%
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Source:  Conquest Market Data
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

The subject property benefits from a location along a highly trafficked commercial corridor with no immediate competition as well as stable demographic characteristics. The population and households have decreased within the one, three and five mile radii. Projections for the year 2000 indicate similar patterns. While the population and households have been decreasing overall, income levels have edged upward approximately 3.5 percent per annum since 1990 within all three radii, similar to the inflation rate. Demographic characteristics appear to be strongest within a three mile radius. The five mile radius extends closer to the City of Scranton which appears to be stabilizing economically slower than Moosic. General characteristics are fairly similar throughout all three radii.

Growth and Trends

Due to demographic characteristics as well as economic conditions as discussed above, there has not been any retail development in Moosic in recent years. Furthermore, we are not aware of any proposed shopping centers within the Borough of Moosic in upcoming years. The immediate neighborhood has not experienced significant retail development in the recent past.


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                                                                   AREA ANALYSIS
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Conclusion and Relevance to the Subject Property

The subject property is situated in an area consisting primarily of retail, commercial and residential uses. The area features good accessibility to the local transportation system and throughout the city and metropolitan area. Currently, the subject's neighborhood is in the stabilization stage of its life cycle, a period of neither significant growth nor decline. While the area is highly developed, some potential exists for future development whether through construction on the few remaining vacant lots or renovation of existing improvements. We do not expect the character of the neighborhood to change in the near future.


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                                                                 MARKET ANALYSIS
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                                 MARKET ANALYSIS

Retail Overview

The retail market in Moosic has witnessed limited growth over the past few years as a result of the economic troubles the region has experienced. We are not aware of any proposed shopping centers within the Borough of Moosic in upcoming years. The immediate neighborhood has not experienced significant retail development in the recent past.

According to Strategic Mapping, Inc., total retail development within a one mile radius of the subject property consists of approximately 229,000 square feet. Furthermore, retail development within the three and five mile radii account for
1.997 and 4.359 million square feet, respectively.

Local Retail Market

In order to project future performance of the retail space in the subject property consideration has been given to various market components that affect the supply and demand for this type of real estate property.

Specifically we have:

     o Inspected the site and surrounding areas for the purpose of familiarizing ourselves with all the locational and environmental factors. In this regard, we have directed our attention to the physical qualities of the site, access and circulation, surrounding uses, and relationship to sources of market support.

     o Reviewed the principal economic growth trends in the area in industry, population and employment. Our intention was to identify the degree of underlying support for existing improvements and future growth.

     o Analyzed existing and foreseeable market conditions for retail properties in the area.

     o Analyzed demographics of the subject property's trade area as well identified competition in order to assess, the subject property's current as well as future position in the market.

Trade Area

The trade area of a shopping center is defined as the geographic area from which the sustaining patronage for steady support of a center is obtained. Determination of the boundaries is contingent upon various factors including but not limited to the nature of the center, accessibility, physical barriers, location of competing facilities, and limitations of driving time and distance.


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                                                                 MARKET ANALYSIS
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The subject's general trade area is considered to be that which encompasses a five mile radius of the subject center. We broke this down further to include a one-mile ring (primary), a three-mile ring (secondary) and a five-mile ring (tertiary).

Definition Of The Trade Area

The primary ingredients for success in these types of projects include the nature of the competition, population density, income levels, and disposable income. The actual size of the population needed to support this type of project cannot be fixed due to the complexities of the above factors, as well as changing methods of merchandising. Local conditions, such as number of households, income levels, and existing centers within the trade area can have the most dramatic impact upon any given project since these factors are what determine the purchasing power in an area. An additional ingredient leading to the success of a shopping center would be the tenant mix and characteristics of the leading tenants which attract shoppers to the project.

We have analyzed demographic data, competition, income levels for the subject trade area in the following sections. The demographic profiles of the primary, secondary and tertiary trade areas are presented in the Neighborhood Influences section of the report. Additional demographic information is contained within the Strategic Mapping, Inc. Profile Report located within the Addenda.

Population

The sales potential of a center is directly related to its proximity to the number of potential patrons. The historical and projected trends for population are important to examine when analyzing the trade area of a shopping center.

The historical population trends for the subject's trade areas indicate a decrease in population between 1980 and 1995 followed by a further decrease projected from 1995 to the year 2000. In the primary trade area the population decreased by 13.0% between 1980 and 1990 to 5,696 and then witnessed a decrease to 5,589 in 1995. Population projections indicate a further decrease to 5,488 between 1995 and the year 2000. Both the secondary and tertiary trade areas witnessed a similar pattern and future trend in population in these areas.

In order to further analyze the population change, we have examined the distribution of the population by age. When analyzing the population distribution by age, it should indicate in what age groups the population shifts are projected to take place. This is important to distinguish if it will have a great impact on the retail sales of the subject center. Shifts in the age groups under


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                                                                 MARKET ANALYSIS
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24 years of age will affect the subject, however, less drastically than changes in the subject's core market approximately between the ages of 25 and 54.

As illustrated in the Profile Report located in the Addenda, a large percentage of the population in all three trade areas are in the age groups from 25 - 54. Estimated figures for 1995 indicated that the median age was slightly higher than the 1990 census in all three trade areas ranging from 38.6 to 40.4. Overall, the diversification among age groups is very common among other retail trade areas.

Household Trends

When analyzing the demographics for a retail center, it is most important to focus on the trends in the household population. A household consists of one or more persons occupying a dwelling unit. A family would be considered a household unit, however single persons living alone or two or more unmarried persons sharing a dwelling are also considered a household unit. The household unit is perhaps the best indicator in determining the economic health of a trade area. One of the important components which bonds a household together is it's economic strength as a unit as compared to the economic viability of an individual; single person households not withstanding. If the population is slightly decreasing and yet the number of households is increasing, this would not necessarily be a negative indicator. This would imply that the average household size was shrinking. Each household has demand for goods that likely is not duplicated with a larger household size. This demand is duplicated however in the number of households.

Similar to population figures, the number of households in the trade area decreased between 1980 and 1990. Subsequently, the number of households decreased between 1990 and 1995 though at an accelerated pace in comparison to the decline witnessed in the previous decade. The number of households are projected to decrease further in all three trade areas in upcoming years.

Household Income

The median household income in the subject's trade areas increased annually at an average rate of 3.4% from 1990 to 1995. Thus, the household incomes in the area grew at a pace slightly below inflation during this period. The projected annual income growth rates between 1995 and the year 2000 are approximately 3.2%, again below the projected rate of inflation. Overall, household income levels varied slightly between the three trade areas. The median household income levels ranged from $26,260 to $31,557 in 1995 with the primary trade area representing the upper end of the range.


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                                                                 MARKET ANALYSIS
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Employment

The income characteristics of the trade areas for the subject property indicate that this is a predominately white collar market. The primary trade area had the highest percent in white collar employment at 53.4% while the secondary trade area had the lowest at 49.1%. Blue collar employment percentages in the primary, secondary and tertiary trade areas were 30.7%, 36.3% and 33.7%, respectively. The remaining percentages were in special services categories.

The 1990 Census information indicates that the unemployment rates ranged from a low of 6.1% in the primary trade area to a high of 6.5% in the secondary trade area. As discussed in the Location Analysis, the most recent unemployment rate in the Scranton--Wilkes-Barre--Hazlet MSA was 7.2% which indicates an overall decrease in employment from the 1990 Census. We feel the subject market will witness modest employment growth in upcoming years and a declining unemployment rate.

Expenditure Potential

The Expenditure Potential charts located in the Addenda outline Strategic Mapping, Inc. retail sales projections for the subject trade area. The highest sales growth in the primary trade area appears to be for electronics, drug, and video stores. These three categories also represent high growth in the secondary and tertiary trade areas. The average growth rate for retail sales in the primary trade area is projected at 1.17% in the primary trade area, 1.27% in the secondary trade area and 1.05% in the tertiary trade area.

Strategic Mapping, Inc. examines the product potential for various store types for each portion of the subject trade area. Based on statistical sampling, Strategic Mapping has derived a benchmark per household expenditures for each store type. Comparing the figures in the trade area to the benchmark figure, it is apparent that those individuals in the subject trade area are much more likely to spend on items in drugs, groceries, and convenience stores.

The Strategic Mapping Expenditure Potential Index is defined as follows, 'An index which shows the amount by which an area per household expenditures, differed from that of the benchmark.' The benchmark is defined as the average or common expenditure among households for a larger region. Values below 100 signify that this area is below the benchmark per household expenditures and correspondingly values above 100 indicate a higher than average expenditure per household. The overall Expenditure Index for the primary area is 97.6, while the benchmark indices for the secondary and tertiary trade areas are 90.7 and 90.9, respectively. In conclusion, the expenditure indices for the subject trade areas indicate that the trade area


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                                                                 MARKET ANALYSIS
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populations spend less than the benchmark household on retail goods. The area generates retail sales based on the existing population as well as the increasing income potential.

Market Indicators

The subject center contains 13 tenant suites ranging in size from approximately 1,500 to 104,956 square feet. Discussions with local leasing agents reveal that typical satellite space rents in the area generally range from $5.50/SF to $15.48/SF depending upon the physical and locational characteristics of the space and $5.77/SF to $10.05/SF for anchor space depending upon the same criteria. Percentage rent clauses tend to be uncommon for satellite tenants. Retail leases are typically structured on an absolute net basis with flat rents over the term. Based upon discussions with brokers and managing agents in the area as well as our observations during our inspection, competing centers in the subject's market area have vacancy rates which generally fall within the 0.0% to 7.0% range with an average vacancy rate of approximately 4.0%. The subject center is currently 100% occupied.

Summary

Although future projections indicate continued decreases in the population and households in all three trade areas from 1980 through 1995, the trade areas exhibit increased spending potential over the same period. However, income levels appear to be increasing at rates slightly below projected inflationary rates which is common during periods of economic recovery. Overall, the subject trade areas reflect average retail characteristics. Due in part to a lack of competition in the immediate area, we conclude that the trade area represents a viable retail market.


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                              PROPERTY DESCRIPTION

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                                                                   SITE ANALYSIS
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                                  SITE ANALYSIS

The description of the site can be detailed as follows:

      Location:                  The subject is located at the north side of
                                 Route 11 (Birney Avenue), approximately two miles northeast of the Route 11-Interstate 81 interchange (Exit 50) and four miles southwest of Downtown Scranton, Pennsylvania. Ingress and egress to the subject are available via curb cuts from Route 11

      Assessor's Parcel
      Number:

                                 Section 176.08, Block 040, Lots 001, 002 & 003
                                 Section 176.12, Block 010, Lots 014 & 014.01
                                 Section 176.12, Block 070, Lot 016
                                 Section 176.19, Block LLO, Lot 001
                                 Section 184.12, Block FNO, Lot 027

      Land Area(2)               The subject site contains 28.3 acre or
                                 1,232,748 square feet.

      Shape and Frontage:        The site is irregular in shape featuring 588.36
                                 linear feet of frontage on the north side of Route 11.

      Topography and
      Drainage:                  The site slopes downward from Route 11 towards
                                 the rear. Our investigation did not reveal any significant drainage problems.

      Soils: No soil report was provided and it is assumed that the soil is adequate for the existing use.

      Easements:                 No title report was provided in connection with
                                 this appraisal. No survey showing the location of easements was available. Thus, it is not possible to make a definitive conclusion regarding any potential impacts on value of the location of any such easements or encroachments. It is specifically assumed that any easements, restrictions, or encroachments that might appear against the title would have no adverse impact on marketability or value.

      Covenants, Conditions,     No private deeds or restricting covenants
      and Restrictions:          affecting development, other than zoning, were
                                 found to affect the site.

      Utilities:                 All public utilities including gas, electricity
                                 and telephone as well as water, storm and sanitary sewer systems.

----------

(2) Source: Moosic Tax Assessor's Office


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                                                                   SITE ANALYSIS
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      Flood Zone:                The municipal offices did not have a copy of a
                                 Federal Emergency Management Agency (FEMA)
                                 Flood Map, however our discussion with the Borough of Moosic's Planning and Building
                                 Department indicated that the subject property is not located within a flood hazzard zone.
                                 This was corroborated with the survey of the subject which was submitted to us by Mark
                                 Centers Trust. The survey was performed by Thomas B. Dilley and dated 10/19/90 and revised
                                 5/11/93.

      Environmental Issues:      The value estimate rendered in this report is
                                 predicated on the assumption that there is no hazardous material on or in the property causing a loss in value. No evidence of hazardous waste or toxic materials was visible and CB Commercial has no knowledge of the existence of these substances on or in the subject property. However, CB Commercial is not qualified to detect hazardous waste or toxic materials.

      Adjacent Properties

      North:                     Vacant land

      South:                     Route 11 commercial corridor

      East:                      1-4 family residential uses

      West:                      1-4 family residential uses as well as
                                 commercial uses

      Conclusion:                The subject is a 28.3-acre site on a paved
                                 street served by necessary utilities. Access and visibility are considered to be good. There are no adverse soil conditions of which CB
                                 Commercial Real Estate Group, Inc. is aware.
                                 The shape of the parcel is irregular and results in no specific limitation. The topography is sloping though possesses no specific development limitation. There is no excess land and the unimproved portions of the site are fully utilized by a macadam parking lot. From a physical standpoint, the site is considered to be adequate for many types of development.


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                                                            IMPROVEMENT ANALYSIS
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                              IMPROVEMENT ANALYSIS

The subject improvements were constructed in 1972. The K-Mart was reportedly renovated in 1992. The improvements consist of a single-story Community shopping center containing 212,057 square feet of gross leasable area. The shopping center contains 13 tenant suites. The following is a description of the improvements based on our physical inspection, municipal records and from discussions with and materials provided by the client. The basic construction features are summarized as follows.

Construction Class               The class of construction is the basic
                                 subdivision in Marshall Valuation Service which divides all buildings into five basic groups by type of framing (supporting columns and beams), walls, floors, roof structure, and fireproofing. The subject is considered to be of construction Class B(3).

Competitive Rating               The subject is considered a Class B building in
                                 terms of quality as it is perceived in the marketplace.

Foundation                       Poured concrete

Frame                            Concrete block over a steel frame

Floor Construction               Concrete slab

Exterior Walls                   Load-bearing concrete block over a steel frame
                                 with split-faced block.

Fenestration                     Aluminum framed glass windows and double-paned
                                 glass front doorways.

Roof Structure & Covering        Flat, presumably built-up composition covering
                                 over steel deck with steel bar joist supports.
                                 We were unable to inspect the roof and assume the roof is in average overall condition.

Exterior Condition               Average

Interior Partition System        Metal studs with gypsum board cover.

----------

(3) The primary characteristic of Class B Buildings is the reinforced concrete frame in which the columns and beams can be either formed or precast concrete. They may be mechanically stressed, and the structure is fire resistant.

(Source: Marshall Valuation Service)


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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Interior Finishes - Tenant
Space

                                 Floors:   Combination of vinyl tile and carpet.

                                 Walls:    Painted or covered gypsum board.

                                 Ceilings: Suspended acoustic tiles.

                                 Lighting: Recessed florescent lighting.

                                 Summary:  The interiors of the subject are
                                           considered to be of average to good
                                           quality and similar to competitors.

HVAC Heating and ventilation is provided to the majority of the tenant suites by roof-mounted HVAC units. Each of these units pump the hot air throughout its suite via sheet metal air duct work hidden above the dropped ceiling. Air conditioning is supplied by the same system utilizing the duct work and supplying cool air during the summer months. The HVAC system is a gas-fired forced air system.

Electrical                       The electrical system is assumed to be in good
                                 working order and adequate for the building.

Fire Protection                  It is assumed that the subject has adequate
                                 fire alarm systems, fire exits, fire
                                 extinguishers, fire escapes and/or other fire protection measures to meet local fire marshall requirements.

Plumbing The plumbing system is assumed to be in good operating condition.

Parking                          Surface parking is provided for 900+/-
                                 vehicles.

Landscaping                      Landscaping on the subject property is minimal
                                 which is typical within the subject
                                 neighborhood.

ADA Compliance                   Handicap access appears to be available to all
                                 areas of the center. However, we are not qualified to determine compliance with the requirements. Please refer to the specific limiting condition regarding ADA compliance.

Environmental Issues             The value estimate rendered in this report is
                                 predicated on the assumption that there is no hazardous material on or in the improvements which would cause a loss in value.


--------------------------------------------------------------------------------

================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Functional Quality of Space      The interior floor plans are flexible and will
                                 accommodate a variety of tenant layouts. There are no observed design problems and none are reported by management. Access to the tenant suites is available at the front and rear of the center. There are no elevators within the center.

Deferred Maintenance             No deferred maintenance was observed or
                                 reported. The improvements have been adequately maintained since it was constructed in 1972.

Economic Age and Life            Based on the current condition, we estimate the
                                 effective age to be approximately 25 years.
                                 According to the Marshall Valuation Service cost guide, buildings of this type and quality have an expected life of approximately 45 years. Therefore, the remaining economic life
                                 (expected life minus effective age) is
                                 estimated at 20 years. While we observed nothing to suggest a different economic life, a capital improvement program could extend life beyond that stated above.

Quality/General Condition        The subject property conforms well with
                                 competitors and substitutes in the area. The quality of construction is typical of the area.
                                 Interior amenities are similar to competing properties of the same approximate age. The general condition of the improvements is average. We observed no evidence of structural fatigue and the improvements appear sound. We are not qualified to determine structural integrity, however, and recommend that the reader rely upon an expert in this field for further determination.

Conclusion/Comments              The subject property is an average quality
                                 shopping center located in a relatively stable area. The improvements generally conform with competitors and substitutes in the neighborhood.


--------------------------------------------------------------------------------

================================================================================
                                                                          ZONING
--------------------------------------------------------------------------------

                                     ZONING

The subject's zoning requirements are detailed below.

================================================================================
                                   ZONING SUMMARY
--------------------------------------------------------------------------------
Current zoning:             C-3; Heavy Commercial District
Legally conforming?:        Yes

Uses permitted:             Retail, Bank, Food Stores, Dry  Cleaning, Drive-In
                            Restaurants, Offices, Service Stations, Motels, Auto
                            Repair Shops

Zoning change               Not Likely

--------------------------------------------------------------------------------
        Category                             Zoning Requirement
--------------------------------------------------------------------------------
Maximum FAR                 50%
Minimum Lot Size            20,000 SF
Minimum Frontage            75 Feet
Maximum Site Coverage       None Specified
Front Setback               25 feet
Rear Setback                20 feet
Side Yard Setbacks          20 feet
Height Limit                2.5 stories or 35 feet
Parking                     One space per 250 square feet of building area above
                            grade
--------------------------------------------------------------------------------
Source: Borough of Moosic Zoning Ordinance
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

ZONING ANALYSIS AND CONCLUSIONS

According to the Borough of Moosic Zoning ordinance, the subject property is a legal and conforming use under current guidelines. In addition, the property appears to conform to bulk and setback requirements as well as to parking requirements.


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================================================================================
                                                                    TAX ANALYSIS
--------------------------------------------------------------------------------

                             TAX AND ASSESSMENT DATA

The subject property is assessed by Lackawanna County, Pennsylvania, at approximately 22.8% of the assessor's estimated market value. The last general assessment of properties in Lackawanna County was in 1985. A re-valuation has not been rescheduled. School taxes are collected on a fiscal year and town/county taxes are collected on a calendar year. The subject's assessed value and current taxes are summarized below.

================================================================================
                  CURRENT ASSESSMENT AND TAX INFORMATION (1995)
--------------------------------------------------------------------------------
                                           Assessed      Tax Rate       Annual
                  Tax ID                     Value       / $1,000       Taxes
--------------------------------------------------------------------------------
Section 176.08, Block 040, Lot 001        $   87,000
Section 176.08, Block 040, Lot 002        $      500
Section 176.08, Block 040, Lot 003        $    3,500
Section 176.12, Block 010, Lot 014        $  310,000
Section 176.12, Block 010, Lot 014.01     $  324,000
Section 176.12, Block 070, Lot 016        $    3,000
Section 176.19, Block LLO, Lot 001        $   32,600
Section 184.12, Block FNO, Lot 027        $  650,000
                                          ----------
                  TOTALS:                 $1,410,600     96.5288     $136,163.53
--------------------------------------------------------------------------------
Source:  Lackawanna County Assessor's Office
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

Based on the current tax rate of $96.5288 per $1,000 assessed value, the estimated taxes for the subject amount to $136,163.53, or $0.64 per square foot based on the rentable square footage of the center.

Tax and Assessment Conclusion

We have estimated the taxes for the shopping center at $136,164 for calendar year 1996 in our cash flow. Our discussions with the assessor indicated that the subject's taxes have decreased annually due to repeated tax appeals. However, the subject's future taxes should begin to increase. As a result, we have increased the subject's taxes by 1.0% in year one of our discounted cash flow analysis, 2.0% in year two and 3.0% thereafter which is in-line with the area's inflation rate.


--------------------------------------------------------------------------------

================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria that the highest and best use must meet are:

                    o    legal permissibility;

                    o    physical possibility;

                    o    financial feasibility; and

                    o    maximum profitability.

Highest and best use is applied specifically to the use of a site as vacant. It is recognized that in cases where a site has existing improvements, the concluded highest and best use as if vacant may be different from the highest and best use given the existing improvements (as improved). The existing use will continue, however, until the land value, in its highest and best use, exceeds that total value of the property under its existing use plus the cost of removing or altering the existing structure.

Implied in the highest and best use is a recognition of the contribution of a specific use to the community environment or to the community's development goals, in addition to wealth maximization of individual property owners. Also implied is that the conclusion of highest and best use that results from the appraiser's judgment and analytical skill, i.e., that the use determined from the analysis represents an opinion, not a fact to be found.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

HIGHEST AND BEST USE AS THOUGH VACANT

Legal Permissibility

The legally permissible uses were discussed in detail in the site analysis and zoning sections of this report. Based on our review of the zoning restrictions, the site can be developed with several different uses, including retail and commercial office uses.

Physical Possibility

The physical characteristics of the subject site were discussed in detail in the site analysis. Overall, a wide range of legally permissible uses would be physically possible, including a variety of commercial uses.


--------------------------------------------------------------------------------

================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

Financial Feasibility

The test of financial feasibility is put only to those uses which are legally permissible and physically possible. If the property is capable of generating a sufficient net income to cover the required rate of return on investment and provide a return to the land, then the usage is financially feasible within a defined price limit.

In our determination of financial feasibility we have analyzed current market rental rates for several different property types. The net income produced by the proposed or new improvements must provide a return above the cost to develop the property, including acquisition of the land.

Through a cost/income analysis we have determined that development of the subject site is not financially feasible at this time. Based on the analysis of supply and demand factors at the present time, rents achieved for retail and/or office uses would not support the cost of construction. Based on the aforementioned, we have determined that development of the subject site at the present time with a retail center is not currently feasible.

Maximum Profitability

The final test of highest and best use of the site as though vacant is the use be maximally productive, yielding the highest land value. Based on our feasibility analysis we have determined that land banking the subject site is the maximally productive use at the present time.

Conclusion: Highest and Best Use As Vacant

The concluded highest and best use of the subject as though vacant is land banking until such time that development of the site with a retail/commercial facility is financially feasible.

HIGHEST AND BEST USE AS IMPROVED

Legal Permissibility

As discussed, the subject site's zoning and legal restrictions permit a variety of land uses. Regardless, the site has been improved with a community shopping center. Based upon review of the Borough of Moosic's Zoning Ordinance, it is our opinion that the improvements are within the established guidelines.


--------------------------------------------------------------------------------

================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the improvement analysis section of this report. Overall, the layout and positioning of the improvements is considered functional for shopping center use, and the floor plan is considered to be reasonable in comparison to other shopping centers in the area. The improvements have good retail features, have been adequately maintained, and are physically capable of sustaining their current use over the extended future.

Financial Feasibility

As with the highest and best use of the site as though vacant, the financial feasibility of the site as improved is market derived. Typically, for retail properties similar to the subject, the test of feasibility is based on the amount of rent that can be generated less operating expenses. If a residual amount exists after paying the various expenses, then the land is being put to a productive use. At present, the subject is 100% occupied. CB Commercial estimates that the appropriate stabilized market occupancy approximates 95%. Based on the historical and current operating status of the subject property, CB Commercial anticipates that the improvements are capable of providing an adequate return on the investment before any debt service requirements. Therefore, we conclude that the current use of the improvements is a financially feasible use of the property as improved.

Maximum Profitability

Similar to the highest and best use of the site as though vacant, the maximum profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use.

Conclusion: Highest and Best Use as Improved

Based on the foregoing discussions, CB Commercial concludes that the highest and best use of the property, as improved, is consistent with the existing use as a shopping center. There are no apparent alternative uses of the existing improvements that would produce a higher net income and/or value over time than the current use. The current use is a legally permissible use and appears to represent the highest and best use as improved.

Furthermore, CB Commercial does not believe that conversion of the improvements or demolition is warranted or financially feasible.


--------------------------------------------------------------------------------

                                   VALUATION

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

                              APPRAISAL METHODOLOGY

The appraisal process is defined as an orderly program by which the problem is planned and the data involved is acquired, classified, analyzed and interpreted into an estimate of value. In this process three basic approaches to value are considered: Cost Approach, Sales Comparison Approach, and Income Capitalization Approach. In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

The final step in the appraisal process is reconciliation -- a process by which CB Commercial analyzes alternative conclusions and selects a final value estimate from among two or more indications of value. CB Commercial weighs the relative significance, applicability and defensibility of each approach as it relates to the type of property being appraised.

THE COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.

SALES COMPARISON APPROACH

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences with the final estimate derived based on the general comparisons.


--------------------------------------------------------------------------------

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of atypical conditions affecting the sales price. Although there have been few sales in the region, the sales that were gathered were utilized to form an opinion of value. However, given the lack of relevant sales data, we have not placed minimal reliance upon this approach and have used it to provide additional support to the Income Approach.

INCOME CAPITALIZATION APPROACH

The methodology of the Income Capitalization Approach is to determine the income-producing capacity of the property on a stabilized basis by estimating market rent from comparable rentals, making deductions for vacancy and collection losses and building expenses, then capitalizing the net income at a market-derived rate to yield an indication of value. The capitalization rate represents the relationship between net income and value.

Related to the direct capitalization method is the discounted cash flow method. In this method of capitalizing future income to a present value, periodic cash flows (which consist of a net income less capital costs, per period) and a reversion (if any) are estimated and discounted to a present value. The discount rate is determined by analyzing current investor yield requirements for similar investments.

Since investors are active in the marketplace for properties similar to the subject, the Income Capitalization Approach is particularly applicable to the appraisal problem at hand. There is an adequate quality and quantity of income and expense data available to render a reliable and defensible value conclusion. For income producing properties similar to the subject, the Income Capitalization Approach is considered to be the most reliable. Therefore, this approach has been employed as the primary methodology for this assignment.


--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH

The Sales Comparison Approach provides an estimate of market value based on analyzing transactions of similar properties in the market area. The method is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing one with the same utility. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed.

There are various units of comparison available in the evaluation of sales data in this approach. The sale price per square foot ($/SF) is the most commonly used in this approach. The effective gross income multiplier (EGIM) is rarely used by market participants because of the inconsistencies in estimating effective or gross income, vacancy, and expense differences. However, net income multiplier (NIM) is used when overall capitalization rates are ascertained for an adequate sampling of the sales. The NIM analysis is used by market participants because this analysis accounts for the fluctuations caused by the inherent differences in vacancy and operating expenses in each of the comparable sales.

We conducted a thorough sales search for comparable shopping centers in the subject's market area. Through our sales search, we were able to identify a limited number of sales with similar characteristics to the subject. The following table summarizes what are considered to be the most recent and proximate comparable sales. Detailed write-ups of each comparable are included in the addendum.


--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

=============================================================================================
                              SUMMARY OF COMPARABLE RETAIL SALES
---------------------------------------------------------------------------------------------
                                         Gross
 No.   Property Name/ Location  Sale    Leasable                  NOI       OAR    Sale Price
                                Date    Area (SF)  Sale Price   Per S.F.            Per S.F.
---------------------------------------------------------------------------------------------
  1   15th & Allen St. Center   1/96     46,503    $4,242,000    $ 9.94    10.89%   $ 91.22
      1401-1451 Allen Street
      Allentown
      Lehigh County, PA

  2   Stefko Shopping Center    1/96    134,446    $5,618,000    $ 4.59    10.99%   $ 41.79
      Stefko Boulevard
      Bethlehem
      Northampton County, PA

  3   MacArthur Plaza           10/95    29,600    $3,831,667   $ 13.92    10.76%   $ 129.45
      2419 MacArthur Road
      Whitehall Township
      Lehigh County, PA

  4   Columbia Mall             7/95    351,364   $27,650,000    $ 8.42    10.70%   $ 78.65
      N/E/C Route 42 @ I-80
      Bloomsburg
      Columbia County, PA
---------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
=============================================================================================


--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              COMPARABLE SALES MAP
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Compiled by:  CB Commercial Real Estate Group, Inc.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF IMPROVED SALES

The sales reflect unit prices ranging from a low of about $41.79 to a high of approximately $129.45/SF with the significant difference reflecting the economics of the various centers. The sales all had high levels of occupancy and were in generally good condition. The difference in unit prices then were more directly tied to net operating income and investor yield rates.

The comparable sales presented offer a simplistic view of the market. Since only general details of existing income and expenses were available, specific analysis is nearly impossible. Accordingly, this method acts as a general gauge of the market and therefore will be utilized as support to our findings in the Income Approach.

Analysis

The following discussion analyzes the aforementioned comparables relative to the subject property.

Sale 1

     Sale number one, located at the intersection of 15th Street and Allen Street in Allentown, is a 46,503 square foot shopping center which sold in January of 1996 for $4,242,000 or $91.22/SF. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed circa 1950 and was in very good overall condition at the time of sale since it was recently renovated. Access, exposure, visibility and general locational attributes of the center are superior to the subject, however, the center is smaller in size to the subject. Market conditions at the time of sale were similar to current market conditions. This sale's NOI is reportedly $462,049 or $9.94/SF indicating an overall rate of 10.89%. The economics of this property, at least in terms of NOI per square foot, is superior to the subject.

Sale 2

     Sale number two, located in the City of Bethlehem, consists of a single story community center which contains an aggregate 134,446 square feet. This center, known as the Stefko Shopping Center, sold in January of 1995 for $5,618,000 or $41.79/SF of gross leasable area (GLA). Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed in 1965 and appeared to be in average condition. The property's location with regard to access and visibility are considered superior to the subject. Furthermore, the center is significantly smaller than the subject. Market


--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

     conditions at the time of sale were similar to current market conditions. The NOI was reportedly $617,577 ($4.59/SF) indicating an overall rate of 10.99%. This property operates at a level of net income that is similar to the subject.

Sale 3

     Sale number three, MacArthur Plaza, is located at 2409 MacArthur Road in Whitehall Township in Lehigh County, Pennsylvania. It is a 29,600 square foot shopping center which sold in October of 1995 for $3,831,667 or $129.45/SF. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed circa 1988 and was in very good overall condition at the time of sale. Access, exposure, visibility and general locational attributes of the center are superior to the subject, however, the center is far smaller in size to the subject. Market conditions at the time of sale were similar to current market conditions. This sale's NOI is reportedly $412,122 or $13.92/SF indicating an overall rate of 10.76%. The economics of this property in terms of NOI per square foot is superior to the subject.

Sale 4

     Sale number four is located at the northeast quadrant of Route 42 and Interstate 80 in Bloomsburg, Columbia County, Pennsylvania and consists of a single story community center which contains an aggregate 351,364 square feet. This center, known as the Columbia Mall, sold in July of 1995 for $27,650,000 or $78.69/SF of gross leasable area (GLA). Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed in 1988 and appeared to be in good overall condition. The property's location with regard to access and visibility are considered superior to the subject. Furthermore, the center is significantly larger than the subject. Market conditions at the time of sale were similar to current market conditions. The NOI was reportedly $2,958,500 ($8.42/SF) indicating an overall rate of 10.7%. This property operates at a level of net income that is superior to the subject.

Net Operating Income Analysis

The net operating income level for the comparables ranged from $4.59 to $13.92 per square foot, per year. The subject has a projected NOI for the coming year of $576,231 or $2.72 per square foot reflecting full and stable occupancy. Given the correlation between price paid per square foot and NOI per square foot it would seem reasonable to conclude that the subject would sell below the range established by the comparable properties.


--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

The following chart depicts the calculations involved in developing adjustment factors to be applied to the respective price per square foot units of comparison developed from the comparables employed.

================================================================================
                      NET INCOME MULTIPLIER (NIM) ANALYSIS
--------------------------------------------------------------------------------
Sale   Subject's NOI/SF   Net Income    Sale Price    Adjustment   Adjusted $/SF
 No.    Sale's NOI/SF     Multiplier      $/SF                      for Subject
--------------------------------------------------------------------------------
  1        $2.72            0.27          $91.22       -$66.59         $24.63
           -----
           $9.94

  2        $2.72            0.59          $41.79       -$17.33         $24.66
           -----
           $4.59

  3        $2.72            0.20         $129.45      -$103.56         $25.89
           -----
          $13.92

  4        $2.72            0.32          $78.65       -$53.48         $25.17
           -----
           $8.42
================================================================================

For the most part, there is a direct correlation between the NOI/SF and sale price per square foot. As the net income level increases, so does the price paid per square foot. After adjusting the four sales, they support a range of value for the subject between approximately $24.00/SF to $26.00/SF. Based on our analysis, the subject's value would be approximately $24.00/SF. The subject has a total building area of 212,057 square feet. The value estimate via the Sales Comparison Approach is calculated as follows:

       ==================================================================
       Net Rentable Area of Subject         212,057 square feet
       Value per square foot               $24.00 per square foot
       Indicated Value:                          $5,089,368
       ROUNDED:                                  $5,100,000
       ==================================================================

Overall, very little emphasis has been placed on this approach because of the quality of the data. It is used primarily as a check of the value derived via the Income Approach.

We estimate the as is market value of the leased fee interest in the subject property, via the sales comparison approach, as of May 15, 1996, is:

                --- FIVE MILLION ONE HUNDRED THOUSAND DOLLARS ---
                                  ($5,100,000)


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                         INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over period of time. The two common valuation techniques associated with the Income Capitalization Approach are direct capitalization and the discounted cash flow (DCF) analysis.

DIRECT CAPITALIZATION

Direct capitalization is the method used to convert a single year's estimate of income into a value indication. In direct capitalization, a precise allocation between return on and return of capital is not made because investor assumptions or forecasts concerning the holding period, pattern of income, or changes in value of the original investment are not simulated in the method. Direct capitalization is most appropriate when analyzing a stable income stream and in estimating the reversion at the end of a holding period. Using this method, the following sets forth the process:

     1. Estimate the Potential Gross Income (PGI) from all sources that a competent owner should be able to generate from a property based on existing and/or market rents.

     2. Deduct an estimate of Vacancy and Collection Loss (VCL) to arrive at an Effective Gross Income (EGI) estimate.

     3. Deduct operating expenses from the estimate of EGI. The result is an estimate of the stabilized Net Operating Income (NOI).

     4.   Estimate an Overall capitalization rate (R(o), or OAR).

     5. Divide the NOI by R(o), resulting in a value estimate at stabilized occupancy.

     6. Adjust the stabilized value to account for "As Is" condition, if applicable.

DISCOUNTED CASH FLOW ANALYSIS

The discounted cash flow (DCF) analysis is a detailed analysis used when the future income is expected to be variant, usually as a result of numerous lease obligations and/or anticipated changes in income and expenses. It is also particularly relevant when institutional buyers are the most likely purchasers of the subject because institutional buyers often place great weight on this analysis. The DCF analysis specifies the quantity, variability, timing, and duration of NOIs and cash flows. Selecting the proper yield rate (discount rate) is essential. CB Commercial must consider the target yield sought by investors as well as yields derived from comparable sales and/or market information. The methodology is:

     1. Estimate the before-tax cash flows for each period of a projected holding period net of any capital expenditures such as leasing expenses and tenant improvements.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

     2.   Estimate a discount rate and a terminal overall capitalization rate.

     3. Estimate a selling price, known as the reversion, for the end of the projected holding period.

     4. The cash flows and the reversion are then discounted to a present value estimate.

APPROPRIATE CAPITALIZATION METHOD

A number of factors were considered in evaluating the appropriateness of using the direct capitalization method and/or the DCF technique including the occupancy status, lease structures, above/below market rents and typical buyer behavior. As a result of considering the foregoing factors, both the DCF technique and the income capitalization technique are employed in this appraisal.

ESTIMATE OF MARKET RENT

Rent analysis involves both a study of market (comparable) rentals and the subject's existing rents (if any). Market rent is the rent that a property would most probably command in the open market; indicated by the current rents paid and asked for comparable space.

SUMMARY OF COMPARABLE RENTALS

CB Commercial surveyed competitive properties and lease transactions for comparison to the subject. The selected comparable rentals are summarized in the following chart with a map and discussions of each comparable provided on the following pages.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

=========================================================================================================================
                                      SUMMARY OF COMPARABLE SATELLITE SPACE RENTALS
-------------------------------------------------------------------------------------------------------------------------
        Center Name &                     Term   Start
 No.      Location           Tenant      (Yrs)    Date     Size      Rent/SF   Escalation             Comments
-------------------------------------------------------------------------------------------------------------------------
  1   Kingston Plaza     Everything       1 yr    9/95    6,500      $5.50      $950 Step            No Option
      Third Avenue       $0.99 Store     3 mos                                  in Year 2   % Rent = 3% over $1,191,660
      East of Pierce
      Street,
      Kingston, PA
-------------------------------------------------------------------------------------------------------------------------
  2   Mark Plaza         Spectrum Rents  5 yrs   10/95    3,600      $8.00      Flat for      1 5-yr Option @ $9.00/SF
      N/S Route 11,                                                               term
      Edwardsville, PA
                         Keens Floral    5 yrs    8/95    7,000      $8.00       Annual       1 5-yr Option @ $8.83/SF
                         Factory                                                 step-up      % Rent = 3% over Natural
                                                                                                     Breakpoint
                         Mattress Man    5 yrs    7/95    3,600     $11.50      Flat for             No Option
                         (Pad Site)                                               term        % Rent = 4% over Natural
                                                                                                     Breakpoint
-------------------------------------------------------------------------------------------------------------------------
  3   Dunmore Plaza      Malcom's        5 yrs    4/95    1,900     $11.50      $950 Step     1 3 yr Option @ $7.50/SF
      1400 Monroe Ave.,                                                         in Year 2    % Rent = 3% over $933,000
      Dunmore, PA
                         Great Wall      10 yrs   1/95    1,900     $11.35        3%/Yr              No Option
                         Chinese Rest.                                                               No % Rent
                         Little          5 yrs    4/94    1,900     $ 9.25      Periodic     2 5-yr Option @ $9.25/SF &
                         Caesar's Pizza                                         Step up            @ $10.75/SF
                                                                                                     No % Rent
-------------------------------------------------------------------------------------------------------------------------
  4   Triangle Plaza     Electronic      5 yrs   06/95    2,400     $11.50       Annual              No Option
      Route 115          Systems                                               Percentage            No % Rent
      Wilkes-Barre, PA                                                          increase
                         TCBY            5 yrs   03/95    2,200     $11.00       Annual            1 5 yr Option
                                                                               Percentage            No % Rent
                                                                                increase
                         Party City      10 yrs  05/94    9,910     $11.00      $1.65/SF             No Option
                                                                                 Step-up             No % Rent
-------------------------------------------------------------------------------------------------------------------------
  5   Gateway Plaza      Holiday Hair    3 yrs   06/94      950     $15.48       Annual              No Option
      N/S Route 11,      Fashions                                              Percentage            No % Rent
      Edwardsville, PA   (Renewal)                                              increase
                         McKenzie        3 yrs   06/94    3,080     $ 8.50       Annual              No Option
                                                                               Percentage            No % Rent
                                                                                increase
=========================================================================================================================
                                      SUMMARY OF COMPARABLE ANCHOR SPACE RENTALS

=========================================================================================================================
  6   Pottstown Center   Wal-Mart        20 yrs  07/95   121,267     $6.99      Flat for          6, 5-yr Options
      Montgomery Cty.                                                             term               No % Rent
      Pottstown, PA

  7   Route 6 Mall       K-Mart          25 yrs  03/95   119,229     $5.77      Flat for          10, 5-yr Options
      N/S Route 6,                                                                term            % Rent = 1% over
      Wayne County                                                                                   $20,000,000
      Honesdale, PA

  8   Bradford Towne     K-Mart          25 yrs  07/94    94,481     $5.00      Flat for          10, 5-yr Options
      Centre,                                                                     term            % Rent = 1% over
      Bradford County                                                                                $16,875,000
      Wysox, PA

  9   Builder's Square   Builder's       25 yrs  03/94   106,400    $10.05      Flat for          10, 5-yr Options
      Center             Square                                                   term               No % Rent
      Cetronia Road
      Lehigh County
      Whitehall, PA
-------------------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
=========================================================================================================================


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             COMPARABLE RENTALS MAP
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Compiled by:  CB Commercial Real Estate Group, Inc.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF COMPARABLE RENTALS

We have obtained comparable leases from shopping centers situated within the subject's regional market area which are summarized above. In terms of satellite space, comparables #1 through #5 indicate that the leased spaces range in size from 950 to 9,910 square feet which adequately represents the subject's square footage range. All the leases cited were signed between 1994 and 1995 and represent the most recent leasing activity in the competitive marketplace. The leases include a variety of uses and represent a similar tenant mix to the subject center. The above leases are considered to be generally similar to the subject in terms of condition, quality and location. We have examined the average effective rental rates of these comparables and determined that the effective rent is similar to the face rent, since their was no tenant improvements or free and escalation's were similar.

These comparable centers are located throughout the Scranton--Wilkes-Barre metropolitan region in competitive areas to the subject property. Furthermore, they are all similar in age to the subject and considered to be of a similar functional design. All of the retail leases were written on a triple net basis, whereby the tenants assume their proportionate share of operating expenses, real estate taxes, and insurance. The higher rates typically reflect smaller satellite spaces, while lower rental rates are typically negotiated for anchor sized spaces. We have also considered asking rental rates in our analysis, however, they were deemed to be less reliable than the leases presented. As a result, we have not included asking rentals.

The satellite space face rental rates ranged from $5.50/SF to $15.48/SF with a central tendency of $10.22/SF. However, the majority fell between $8.00/SF and $11.50/SF. The rents at the lower end of the range, or those in the $7.50/SF range best reflect the subject property's achievable rents. As a result, we have concluded to a rental rate within for the subject's satellite space of $7.50/SF. Based upon our analysis, we feel that a "net" rental rate of $7.50/SF is adequately supported.

The anchor leases, or comparables #6 through #9, ranged from $5.00/SF to $10.05/SF with an average lease rate of $6.95/SF. The anchor rents reflect a close range for a variety of locations with the exception of comparable #9. However, this lease to builder's Square has no percentage rent clause and, as a result, agreed to pay a higher basic rent. As a result, we have concluded to a rental rate for the subject's anchor space of $6.00/SF. Based upon our analysis, we feel that a "net" rental rate of $6.00/SF is adequately supported.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

In addition to surveying comparable centers, we have also analyzed the most recent lease transactions at the subject center. Since there have been two recent leases at the subject property, these leases have been given substantial weight in our analysis of the subject's market rental rates. These leases are detailed below.

ANALYSIS OF SUBJECT LEASES

The following table summarizes the subject property's recent lease history.

============================================================================================================
                                      SUMMARY OF RECENT SUBJECT LEASES
============================================================================================================
                           New /    Term                          Contract                    TI's /   Free
           Tenant          Renew   (Years)    Date      Size        Rent       Escalation      SF      Rent
------------------------------------------------------------------------------------------------------------
Everything $0.99 Store     New      3 yrs     09/95     4,000      $7.00     Flat for term    None     None
Mattress Man               New      5 Yrs     07/93     4,000      $9.00       Step-up to     None     None
                                                                              $10/SF in 96
------------------------------------------------------------------------------------------------------------
* One 3 yr Option @ $7.50/SF, % Rent = 3% over $933,000
============================================================================================================
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
============================================================================================================

The typical lease at the subject property is triple net whereby the tenant is responsible for reimbursing the landlord for such expenses as real estate taxes, insurance, and common area maintenance (CAM). Recent retail leases at the subject range from $7.00/SF to $9.00/SF. The terms of the recent leases have typically been between 3 and 5 years which is similar to quoted market terms. Based on our survey of local leasing agents and owners, five year terms are most common with satellite tenants such as those found in the subject center. Therefore, for the purpose of our analysis, we have utilized a lease term of five years for all tenant suites for speculative renewals.

In our interviews with competing leasing agents and owners, we also inquired as to the market norm for rent escalations. Most of the agents agreed that one to three year leases are typically flat, with some sort of escalation or bump in five to 10 year leases. Recent leases at the subject either have annual percentage increases (generally 3%) or a periodic step-up. Regardless of the method of escalations, most of the subject and comparable leases have escalations which are intended to be similar to anticipated increases in the CPI. We have utilized an annual rental escalation in all speculative leases of 3.0%.

According to the subject leasing agent, TI's are typically not given, with the owner generally providing a " vanilla box" for new tenants and nothing for renewals. Retail space is typically taken "as-is" with the tenant fitting out their space to their own specifications. We project that no tenant alteration allowance would be provided for new or renewal leases.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

All of the leasing agents surveyed reported minimal if any free rent. A review of the subject lease abstracts indicated that no free rent was typically offered to tenants that leased space in the subject center over the past three to four years. Therefore, based upon the most recent leases written at the subject center as well as conversations with local leasing agents, we have projected that no free rent will be offered to prospective tenants.

CONCLUSIONS: MARKET RENT ESTIMATE FOR THE SUBJECT PROPERTY

Based on the previous analysis, the current market lease parameters for the subject property are estimated as follows:

    =======================================================================
                          CONCLUDED MARKET LEASE TERMS
                            (PER SQUARE FOOT / YEAR)
    -----------------------------------------------------------------------
                Category              Satellite Space          Anchor Space
    -----------------------------------------------------------------------
    Market Rent                         $7.50 (NNN)             $6.00 (NNN)
    Lease Term                            5 Years                25 Years
    Annual Escalation                       3.0%                   0.0%
    Tenant Improvements                    $0.00                   $0.00
    Free Rent (Months)                    0 Months               0 Months
    -----------------------------------------------------------------------
    Source: CB Commercial Real Estate Group, Inc.
    =======================================================================

CONTRACT RENT

As discussed, the subject's leasable area is divided into 13 suites within one building. Currently, the subject is 100% occupied.

Through our research of the subject property, which included a complete review of lease abstracts, rent rolls (both current and historical), and detailed discussions with the on-site property manager, the following rent roll summary was utilized to detail currently leased suites and general information employed for this approach. Additionally, within the Addenda are copies of the tenant lease assumptions, generated by Pro-ject+ Plus, a computerized lease-by-lease analysis program.

Information submitted to us and contained in the Addenda provide additional support to the data and assumptions inputted for this method and is assumed to be correct and reliable. CB Commercial reserves the right to amend our input assumptions if any documentation is subsequently available which contradicts that assumed for this method. Located on the following page is the subject rent roll summary.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                             BIRNEY PLAZA - ROUTE 11
                                    RENT ROLL
--------------------------------------------------------------------------------
                                     Square                    Rent /    Annual
Suite              Tenant             Feet    Begin     End      SF       Rent
--------------------------------------------------------------------------------
  1    Fashion Bug *                  9,000    5/78    5/98    $ 0.00   $ 00,000
  2    Thrift Drug                   12,000   11/71    10/01   $ 2.75   $ 33,000
  3    Spa Consultants               12,000    7/91    7/96    $ 8.75   $105,000
  4    Dino's & Francescos            2,000   12/80    11/00   $10.50   $ 21,000
  5    Wine & Spirits Shop            2,406   10/81    9/98    $ 5.53   $ 13,296
  6    Holiday Hair                   1,500    8/88    7/99    $ 7.25   $ 10,875
  7    Mattress Man                   4,000    7/93    7/98    $ 9.00   $ 36,000
  8    K-Mart                       104,956   10/74    10/99   $ 1.95   $204,664
  9    Big Lots                      30,537    3/93    1/98    $ 3.00   $ 91,611
 10    Long John Silvers              2,500    9/74    10/01   $ 4.94   $ 12,350
 11    Ponderosa Steak House         23,658   12/79    12/96   $ 0.51   $ 12,000
 12    Colortyme                      3,500    5/81    5/99    $ 7.71   $ 27,000
 13    The Everything $0.99 Store     4,000    9/95    8/98    $ 7.00   $ 28,000
                                      -----                    ------   --------
       Total Leased Square Feet     212,057      Average Rent: $ 2.80   $594,796
       Vacant Space                       0
       Occupancy-Overall               100%
--------------------------------------------------------------------------------
* Fashion Bug rent consists solely of percentage rent.
================================================================================
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

ANALYSIS OF TENANCY

The subject is comprised of regional and local tenants. Additionally, K-Mart and Long John Silvers are national tenants. Overall, the quality of the tenancy is considered to be good for the area. Current rental rates range from $0.51/SF to $10.50/SF.

SPECIAL LEASE PROVISIONS AND ASSUMPTIONS

The following discussion summarizes any lease provisions and assumptions of special note.

Pending Leases

There are no pending leases.

Renewal Options

Options to renew at below or above market rent may have an impact on the valuation analysis. For example, if below market renewals are exercised, they may result in a downward impact on value. However, to the extent that re-tenanting costs are saved (rent loss during downtime, tenant improvements, leasing commissions, etc.), there may be an advantage in having the tenant renew at some rate below market rent in order to avoid these costs. The majority of


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

recent leases at the subject have renewal options. Where applicable, if a tenants' option rent is below market, we have assumed that the tenant would exercise its renewal option. Conversely, if a tenants' option rent is above market, we have assumed that the tenant would not exercise its renewal option and terminate the lease.

EXPENSE REIMBURSEMENTS

Current and future hypothetical retail leases which will encumber the subject property will be based upon triple net lease structures and are consistent with recent leases written at the subject property and the market in general. The tenants will be responsible for reimbursing the landlord for their pro rata share of operating expenses including their pro rata share of CAM, real estate taxes and insurance. The pro rata share calculations for future tenants are calculated by dividing the tenant's occupied rentable area by the gross leasable area of the center.

The following is a breakdown of the subject's historical recoveries and CB Commercial's projections for the proforma. It should be noted that the subject's operating statements are based on a fiscal year basis, beginning June 1 and continuing through May 31.

Expense Reimbursements

Expense reimbursements for the subject property consist of real estate taxes, insurance, and common area maintenance. Common area maintenance expenses consist utilities, management fees, general and administrative, cleaning and repairs and maintenance expenses. The subject's historical expense reimbursements are as follows:

                  ============================================
                              EXPENSE REIMBURSEMENT
                  --------------------------------------------
                           Year              Total $ Amount
                  --------------------------------------------
                           1993                 $209,023
                           1994                 $200,057
                           1995                 $204,265
                       1996 Budget              $197,544
                     Year 1 Pro Forma           $170,545
                  --------------------------------------------
                  Source: Mark Centers Trust
                  ============================================

The first year of our DCF model indicates reimbursements of $170,545. Historical expense reimbursements have fallen in recent years due in part to a drop in expenses as management has attempted to cut costs in recent years. The budgeted amount appears to be somewhat high based upon projected expenses and reimbursement clauses for existing tenants.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

OTHER INCOME

This income category can be derived from several different sources including tenant service income, merchants association fees, late fee income, short-term storage income, professional services provided for the tenants by the landlord/management, ground rent as well as other miscellaneous sources. The subject has no additional sources of income.

PERCENTAGE RENT INCOME

In addition to the basic rental charges, the tenants are sometimes responsible for paying the landlord additional rent equal to a specified percentage of the tenant's gross sales made in, upon, or from the premises, over a breakpoint factor or according to a specific schedule. Ten of the subject tenants have percentage rent clauses contained within their leases.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

======================================================================================================
                                         PERCENTAGE RENT CLAUSES
------------------------------------------------------------------------------------------------------
                                                   Fiscal    Last 12 Mos                 CBC's FY97
         Tenant          Breakpoint    Percent      Year     Gross Sales   % Rent Paid   Projection
------------------------------------------------------------------------------------------------------
Fashion Bug
                           $0.01        4.00%       1994      $ 631,307      $25,079       $550,000
                                                    1995      $ 552,779      $22,289
Thrift Drug              $  825,000     4.00%
                         $1,125,000     3.50%       1994     $1,288,238      $11,379      $1,300,000
                         $1,375,000     3.00%       1995     $1,294,217      $12,538
                         $1,625,000     2.50%

Spa Consultants
                         $1,850,000     6.00%       1994      $866,898       $21,352       $850,000
                                                    1995      $846,709       $     0
Holiday Hair
                         $ 181,250      6.00%       1994      $200,277       $ 1,261       $200,000
                         $ 187,500      6.00%       1995      $195,113       $   548
Mattress Man
                         $  900,000     4.00%       1994      $535,897       $     0       $630,000
                         $1,000,002     4.00%       1995      $633,358       $     0
K-Mart
                         $8,625,000     1.00%       1994     $14,476,440    ($ 2,473)    $16,100,000
                                                    1995     $16,075,867     $74,509
Big Lots
                         $3,644,440     2.50%       1994     $2,365,544      $     0      $2,650,000
                                                    1995     $2,631,495      $     0
Long John Silvers
                          $300,000      4.00%       1994      $845,610       $21,824       $800,000
                                                    1995      $800,131       $20,005
Ponderosa Steak House
                          $750,000      2.50%       1994      $669,807       $   152       $625,000
                                                    1995      $609,573       $    0
Everything $0.99 Store *
                          $933,000      3.00%       1994         N/A         $    0        $300,000
                                                    1995     $25,527 **      $    0
------------------------------------------------------------------------------------------------------
* Everything $0.99 Store has sales averaging $25,527 per month for first 2.5 months.
------------------------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
======================================================================================================

Given the aforementioned sales histories, we have projected the gross sales for each tenant as illustrated in the right column of the table. We have also projected that the gross sales figures will grow by 2.0% per annum over the course of the cash flow projection.

POTENTIAL GROSS INCOME

The potential gross income for the subject property is summarized as follows.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

      ====================================================================
                   STABILIZED POTENTIAL GROSS INCOME (FY 1997)
      --------------------------------------------------------------------
                                                              Totals
      --------------------------------------------------------------------
      Total Minimum Rent                                     $ 604,659
      Expense Reimbursement
        - Common Area Maintenance Recovery                   $  41,072
        - Real Estate Tax Recovery                           $ 122,634
        - Insurance Recovery                                 $   6,839
        - Percentage Rent                                    $ 128,608
                                                             ---------
      Potential Gross Income                                 $ 903,812
      --------------------------------------------------------------------
      Source: CB Commercial Real Estate Group, Inc.
      ====================================================================

VACANCY AND COLLECTION LOSS

This is an allowance for reductions in potential income attributable to vacancies, tenant turnover, and non-payment of effective rent. In the direct capitalization process, a market-derived, stabilized vacancy and collection loss estimate is subtracted from potential gross income in order to arrive at effective gross income. The subject property is currently 100% leased. Furthermore, the subject's competitive market exhibits a vacancy level of approximately 4.0%. Due to the long-term occupancies at the subject property (including option terms), the average vacancy rate over the projected holding period, which is attributed to downtime between leases, approximates a minimal 2.0%. In addition to vacancy, we estimated a blended credit loss factor of 2.0% which takes into account both national and local tenants at the subject center. Therefore, the combined long-term vacancy and credit loss factor for the subject property amounts to approximately 4.0%. In the first year of our discounted cash flow analysis, the combined credit loss amounts to $11,108.

EFFECTIVE GROSS INCOME

Given our estimate of potential gross income, other income, and a vacancy and collection loss, the estimated effective gross income is derived as follows:

             =====================================================
                        EFFECTIVE GROSS INCOME (FY 1997)
             -----------------------------------------------------
             Potential Gross Income:                    $ 903,812
             Less:  Collection Loss                     $  11,108
                                                         --------
             Effective Gross Income:                    $ 892,704
             =====================================================

Our estimate of effective gross income used in direct capitalization is $892,704. This figure is the same as the EGI in the first year of our cash flow in the discounted cash flow method.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

OPERATING EXPENSE ANALYSIS

In projecting the revenues and expenses for the subject property, we have analyzed the historical figures for fiscal years 1993 through 1995 as well as management's forecast of revenues and expenses for fiscal year 1996. In addition, we have utilized the Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers publication to assist in our analysis. We have considered the category " Regions 1, 2 & 3 (East): Open Shopping Centers" as the most representative of the subject property. A summary of the average expenses taken from this publication increased at an inflationary rate to reflect our fiscal year 1997 analysis are presented as follows:

             =====================================================
                           COMPARABLE EXPENSE ANALYSIS
             -----------------------------------------------------
                       Expense Category                 P.S.F.
             -----------------------------------------------------
               General & Administrative                $ 0.08
               Repairs & Maintenance                   $ 0.36
               Services                                $ 0.46
               Utilities                               $ 0.18
                                                       ------
                            Total CAM                  $ 1.08
               Real Estate Taxes                       $ 1.26
               Insurance                               $ 0.15
               Management Fees                         $ 0.41
             Total Operating Expenses                  $ 2.90
             -----------------------------------------------------
             Source: Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers
             =====================================================

Our estimate of the subject's stabilized expenses are detailed as follows.

Common Area Maintenance

The subject's historical and projected common area maintenance (CAM) expenses are as follows:

           ==========================================================
                         COMMON AREA MAINTENANCE EXPENSE
           ----------------------------------------------------------
                        Year                     Total $ Amount
           ----------------------------------------------------------
                        1993                         $118,045
                        1994                         $137,279
                        1995                         $121,208
                     1996 Budget                     $123,185
                 CB 1996 Projection                  $120,000
           ----------------------------------------------------------
           Source: Mark Centers Trust
           ==========================================================


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Common area maintenance (CAM) charges generally includes various items such as general and administrative expenses, repair and maintenance expenses, utilities, and general services such as cleaning, landscaping, security, and common area insurance expenses. We project the total CAM expense in 1996, before management fees, at $120,000 or $0.57/SF. This is lower than the average CAM expenses for the properties surveyed by IREM of $1.23/SF for open shopping centers in the east. However, the subject's historical expenses have ranged from $0.56/SF to $0.65/SF. Given the subject's historical CAM expense structure coupled with its effective age, occupancy and the services provided, the subject's projected CAM figure is considered reasonable.

Property Taxes

Historical and budgeted property tax expenses are as follows:

            ========================================================
                              PROPERTY TAX EXPENSE
            --------------------------------------------------------
                         Year                    Total $ Amount
            --------------------------------------------------------
                         1993                       $152,410
                         1994                       $145,212
                         1995                       $139,816
                      1996 Budget                   $140,004
                   Year 1 Pro Forma                 $136,164
            --------------------------------------------------------
            Source: Mark Centers Trust
            ========================================================

As discussed fully within the tax and assessment data section of the report, estimated taxes for fiscal year 1997 are projected to be $136,164. It appears that the 1996 budgeted taxes have not accounted for a recent tax appeal.

Insurance

Historical and budgeted insurance expenses are as follows:

            ========================================================
                                INSURANCE EXPENSE
            --------------------------------------------------------
                         Year                    Total $ Amount
            --------------------------------------------------------
                         1993                       $20,421
                         1994                       $19,196
                         1995                       $31,752
                      1996 Budget                   $20,580
                  CB 1996 Projection                $20,600
            --------------------------------------------------------
            Source: Mark Centers Trust
            ========================================================


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Insurance at the subject property includes both liability insurance and fire insurance. This expense has increased from 1993 to 1995 to a level of $0.15/SF. We have placed primary emphasis on the subject's historical and 1996 budgeted insurance expenses and have estimated the insurance expense at $20,600, or $0.10/SF.

Professional Management Fee

In order to maintain the control of the property and subsequently ensure the stream of income that it generates, it is necessary to employ either internal or outside management. This expense is non-recoverable. In the case of the subject property, the property is managed internally and no management expense has been reflected in historical statements. Typical professional management fees in the local market range from 1.0% to 5.0% of effective gross income. Based upon the size and nature of the subject improvements, we have applied a management expense of 3.0% of effective gross income. Because management is calculated based on a percentage of effective gross income, this expense will vary each year because of fluctuations in the income stream. In the first year of our analysis, this expense equates to $26,781 or $0.13/SF.

Replacement Reserves

This expense typically represents a reserve for future replacement of long-lived items. The amount of reserve and whether it is included or not in the direct capitalization and DCF analyses depends on the actions reflected by buyers and sellers in the local market. Based on the available comparable data and discussions with brokers and investors, replacement reserves generally range from $0.05/SF to $0.20/SF for retail properties of similar quality and condition as the subject. Given the subject's condition, we have estimated this expense at $0.05/SF or $10,603 in 1996 increasing at our projected annual expense growth rate of 3.0%. Based on discussions with local market participants, replacement reserves are typically subtracted in calculating NOI when determining the cash flow in the DCF analysis.

Total Concluded Operating Expenses

The concluded stabilized operating expenses for the subject total an estimated $316,473, or $1.49 per rentable square foot. This total expense estimate is for the first year of our proforma and incorporates fiscal year conversions not reflected in the previous 1996 calendar year estimates. The expense is slightly lower than the average indicated by IREM ($2.90/SF) but judged reasonable given the historical and budgeted operations of the subject.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

CAPITALIZATION RATE

There are several methods for deriving an overall capitalization rate for direct capitalization. A common method for establishing an overall capitalization rate for properties similar to the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists. While derivation of capitalization rates from comparable sales is preferable, we were unable to obtain adequate income and expense data to employ this method from the sales used within the Sales Comparison Approach. Therefore, the investor survey method is used as the primary approach in deriving our overall capitalization rate. The subject property is a retail shopping center that would be attractive to either a local or a national investor. The category in the published investor survey most comparable to the subject is class B Community shopping center. The investors typically interviewed for the survey are regional or national investors associated with pension funds, REIT's, insurance companies, financial institutions, etc. The information below is taken from CB Commercial most recent National Investor Survey (first quarter 1996).

================================================================================
                           SUMMARY OF INVESTOR SURVEY
                          OVERALL CAPITALIZATION RATES
                      COMMUNITY SHOPPING CENTERS - CLASS B
--------------------------------------------------------------------------------
              Investor Survey            R(o) Range   Average    Date of Survey
--------------------------------------------------------------------------------
CB Commercial National Investor Survey  9.0% - 11.5%  10.3%  First Quarter, 1996
--------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The previous survey indicates an overall range of 9.0% to 11.5% for Community shopping centers with an average of approximately 10.3%. The capitalization rate reflects the quality and duration of the income stream as well as the physical characteristics of the property. The tenant mix at the subject center is considered to be good for the area with local and national tenants. The largest tenant at the subject, K-Mart, is a national tenant. The K-Mart lease does not expire until the year 10/99 and the second largest tenant, Big Lots, has a lease which extends to the year 1998. Lease expiration is fairly even throughout the holding period which reduces risk. The center is currently 100% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional community center of average quality and in average overall condition.

In addition, we have included market-extracted overall rates as presented below.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

       ==================================================================
                  MARKET-EXTRACTED OVERALL CAPITALIZATION RATES
       ------------------------------------------------------------------
       No             Property Name/ Location                    OAR
       ------------------------------------------------------------------
        1  15th & Allen St. Center

           1401-1451 Allen Street, Allentown                   10.89%
           Lehigh County, PA

        2  Stefko Shopping Center

           Stefko Boulevard, Bethlehem                         10.99%
           Northampton County, PA

        3  MacArthur Plaza

           2419 MacArthur Road, Whitehall Township             10.76%
           Lehigh County, PA

        4  Columbia Mall

           N/E/C Route 42 @ Interstate-80, Bloomsburg          10.70%
           Columbia County, PA
       ------------------------------------------------------------------
       Compiled by: CB Commercial Real Estate Group, Inc.
       ==================================================================

The market extracted overall rates indicate a range from a low of 10.70% to a high of 10.99% with a central tendency of 10.84%. These overall rates coincide with the rates indicated by CB Commercial's National Investor Survey.

Based upon the survey as well as the market extracted rates presented discussed above, a 10.5% overall capitalization rate (towards the middle of the range) appears to be appropriate for the subject property.

Direct Capitalization Summary

A summary of the direct capitalization method as applied to the subject property is illustrated in the following table:


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                                    ROUTE 11
                          DIRECT CAPITALIZATION SUMMARY
--------------------------------------------------------------------------------
                      Category                            Total           P.S.F.
--------------------------------------------------------------------------------
Income

    Total Market Rent                                   $ 604,659        $  2.85
    Recovery Income                                       170,545           0.80
                                                          -------           ----

    Gross Rental Income                                 $ 775,204         $ 3.65
      Less: Vacancy and Credit Loss                       (11,108)        (0.05)
      Plus: Other Income                                        0           0.00
      Plus: Percentage Rents                          $   128,608           0.61
                                                      -----------           ----
     Effective Gross Income                             $ 903,812        $  4.26

Expenses
     Common Area Maintenance (CAM)                      (121,500)         (0.57)
     Real Estate Taxes                                  (136,731)         (0.64)
     Insurance                                          ( 20,858)         (0.10)
     Management Fees                                    ( 26,781)         (0.13)
     Replacement Reserves                                (10,603)         (0.05)
                                                     ------------         ------
     Total Expenses                                   $ (316,473)       $ (1.49)
       OER                                                    35%

Net Operating Income                                    $ 576,231        $  2.72
     CAPITALIZATION OF NOI:
     @10.5%                                           $ 5,487,914       $  25.88

Reconciled Value                                      $ 5,500,000       $  25.94
--------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The concluded market value of the subject property, based on the direct capitalization method, is $5,500,000.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS

Our DCF assumptions are summarized as follows. Most of the following assumptions have been discussed and supported within prior sections of the report. A discussion of the discount rate, terminal capitalization rate and holding period follow the assumptions summarized below.

================================================================================
                   SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS
                                    ROUTE 11
--------------------------------------------------------------------------------
  General Assumptions

      Start Date                                    June 1, 1996
      Terms of Analysis                               10 years
      Basis (Calendar /  Fiscal)                       Fiscal
      Software                                     Project + Plus
  Growth Rate Assumptions
      Expenses                                         3.0%
      Market Rent                                      3.0%
      Real Estate Taxes                                1.0% in Yr 1, 2.0% in Yr
                                                 2, 3.0% in Yr 3 and thereafter

      Inflation (CPI)                                  3.0%
  Market Rent Assumptions
      Anchor                                      $ 6.00 (NNN)
      Satellite                                   $ 7.50 (NNN)
  Leasing Assumptions
      Lease Term                                     5 Years
      Renewal Probability                              50%
      Weighted Average of:
        Tenant Improvements                           $0.00
        Months of Free Rent                             0
        Leasing Commissions (Cashed-Out)              4.5%
        Down Time Between Leases                    6 Months
  Tenant Assumptions
                                                 Existing tenant leases were
                                                 entered at contract rent and
                                                 terms. Speculative renewals
                                                 assume tenants will pay base
                                                 rent plus their pro rata
                                                 share of CAM, real estate
                                                 taxes and insurance.
                                                 Contractual recoveries were
                                                 input into the model per
                                                 their respective leases.
  Miscellaneous Assumptions
      Credit Loss                                     2.0%
      Avg. Occupancy Over Projection Period            98%
      Structural Maintenance/ Reserves ($/SF)        $ 0.05

  Financial Assumptions
      Discount Rate (IRR)                            12.50%
      Terminal Overall Capitalization Rate (R(O))    11.00%
      Costs of Sale                                   2.00%
--------------------------------------------------------------------------------
Source:  CB Commercial Real Estate Group, Inc.
================================================================================


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNT RATE ANALYSIS

A discount rate is a rate of return on capital utilized to capitalize future payments or receipts to present value. It is based on the time value of money concept. For appraisal purposes, the rate used to convert income to property value should represent the annual rate of return necessary to attract investment capital. The rate is influenced by many considerations, including the degree of apparent risk, market attitudes with respect to future inflation, the prospective rates of return for alternative investment opportunities, supply of and demand for mortgage funds, and the availability of tax shelters. Because rates of return used in income capitalization represent prospective rates, as distinguished from historical rates, special consideration is given to market perceptions of risk and changes in purchasing power.

Although it is not possible to prove conclusively the suitability of a particular rate of return on the basis of market evidence, the chosen rate should be consistent with the available evidence. Rate selection requires judgment and knowledge concerning prevailing market attitudes and economic indicators. Both the discount rate and the reversionary capitalization rate must reflect the relative risk perceived by investors for the specific market being studied. Generalities must be avoided. To determine such rates, we have used surveys of real estate investors analyzed and adjusted for comparative returns found in the capital markets.

National investor surveys include data on investors operating regionally and nationally, such as representatives of insurance companies, commercial banks, pension funds, investment banking firms, syndication firms, and investment advisory firms. Such companies invest in all types of properties, including office buildings, retail shopping centers, hotels, apartment complexes, and industrial facilities. These surveys are valuable for determining general parameters but must be honed to the local market.

Based on surveys from CB Commercial Real Estate Group Inc. for the first quarter 1996, investment criteria for numerous market participants including investors that would be in competition for acquiring a property such as the subject are illustrated below.

================================================================================
                   FIRST QUARTER 1996 NATIONAL INVESTOR SURVEY
                       CLASS B COMMUNITY SHOPPING CENTERS
================================================================================
    TYPE OF FIRM      OVERALL CAP. RATES     GENERAL      DISCOUNT    REAL RATE
                   -----------------------  INFLATION       RATE      OF RETURN
                    GOING-IN     TERMINAL                   (IRR)        (RRR)
================================================================================
Range:               9-11.5       10-12         2-4        12-14.5      9.5-11
Average               10.3         10.8         3.1          13.1        10.1
================================================================================
Change from            -20         +10          -40          +50         +190
 3rd Qtr Survey
================================================================================

Source:  CB Commercial Real Estate Group Inc. - 1st Quarter 1996


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

We have surveyed national real estate investors for their investment criteria when purchasing real estate such as the subject. Investor expectations for inflation range from 2% to 4%, with an average of 3.1%. We have selected an inflation rate for our analysis of 3.0%. The discount rate reflects the quality and duration of the income stream as well as the physical and locational characteristics of the property. As discussed within the overall rate section, the tenant mix at the subject center is considered to be good for the area with mostly regional tenants. Moreover, lease expiration is fairly even throughout the holding period which reduces risk. The center is currently 100% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional Community center of average quality and in average overall condition. In addition, the subject is situated in an average retail location with relatively low volumes of traffic.

In general, the discount rate (IRR) is comprised on a safe rate (usually Treasuries) and a risk premium. The risk premium is difficult to quantify but with sound logic a reasonable rate can be ascertained. The chart presented below graphically depicts real estates position within the risk/reward graph.

                    INVESTOR RISK VERSUS RETURN REQUIREMENTS

Anticipated Return

                                                                   _ Real Estate

                                                   _ Common Stocks

                                       _ Corporate
                                       Bonds

                            _ Mortgage
                            Backed
                            Securities

                 _ Municipal
                 Bonds

     _ T - Bills

                                                                   Riskless Rate

--------------------------------------------------------------------------------
Perceived Level of Risk

US Treasury notes and bonds are considered risk free since they are backed by the United States government. Their rates only fluctuate with perceived inflation. The use of this, or any short term investment including the prime rate or LIBOR is meaningless when compared to an investment with a 10 year holding period. Accordingly, as a starting point, we only considered


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

risk free or nearly risk free investments with a maturity of 10 years. These include Treasuries, corporate bonds and municipal bonds. Adjusted for daily fluctuations, these debt offerings are yielding 5.59% to 8.25%. Mortgaged backed securities generally tend to fall above these instruments. The next layer of risk would include debt rated as low as BBB. These notes are yielding as much as 10%. Long-term mortgages are also yielding over 10% considering the mortgage constant on a note priced at 250 to 300 basis points over comparable Treasuries. Riskier investments such as junk bonds vary widely from 12% to 22% on an unleveraged basis. Real estate, as indicated on the chart above falls between common stock (10%) and junk bonds (16%). To eliminate the burden of illiquidity, REIT's and similar investments are being created. They represent a quasi-real estate opportunity. REIT's are currently providing dividends ranging from 6% to 8% but offer potential yields of 15% to 20%

Various financial instruments are yielding between 5.59% and 8.25% depending upon the type of investment as indicated on the chart below based on data obtained from the Federal Reserve Statistical Release for the week ending May 17, 1996. It should be noted that over the past year we have witnessed an increase in the interest rate of all of the following instruments.

      ===================================================================
      INSTRUMENT                                                 RATE
      -------------------------------------------------------------------
      Prime Rate                                                8.25%
      -------------------------------------------------------------------
      Municipal Bonds                                           5.96%
      -------------------------------------------------------------------
      Short-Term Treasury Securities (1 year)                   5.59%
      -------------------------------------------------------------------
      Long Term Treasury Securities (10 years)                  6.68%
      -------------------------------------------------------------------
      Corporate Aaa Bonds (10+ years)                           7.57%
      -------------------------------------------------------------------
      Corporate Baa Bonds (10 + years)                          8.25%
      ===================================================================

The risk premium is the rate added to Treasuries to account for illiquidity, the capital markets and the economy. Whether the risk premium decreases in the near term is dependent solely on inflation, the growth of the economy and capital markets. During 1995, the Federal Reserve decreased interest rates in order to stimulate a sluggish economy. The low rates have continued during the early portion of 1996, however, have recently begun to ascend. Over the longer term, as the existing supply of space is absorbed, the risk premium will decrease.

Based on the above, we feel that the current required rate of return (IRR) for the subject would fall slightly below the middle of the range at 12.5%. This reflects the quality, quantity and cash flow risk associated with the subject property. As such, we have utilized a discount rate of 12.5% in our analysis.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

TERMINAL RATE

To estimate the appropriate terminal capitalization rate, we have considered the rates reflected in the investment criteria outlined above for both going-in and terminal capitalization. Typically, under stable market conditions, the terminal capitalization rate will be greater than the going-in rate to reflect the risk associated with the holding period. Typically 50 to 100 basis points are added on to the going-in cap rate under stable market conditions to account for the additional risk. Furthermore, our national investor survey also indicated an average terminal capitalization 50 basis points greater than the going-in rate.

It is evident by historical and current performance of the center and it is our opinion that the subject property will encounter average-to-good market acceptance in the future. It is our opinion that a terminal capitalization rate of 11.0% is the most appropriate for the subject property.

A 2% deduction for costs of sale has been utilized to reflect the net reversionary value.

HOLDING PERIOD

To apply the discounted cash flow analysis, an estimate must be made of the appraised property's holding period based on typical investors' motives in the local market. Historical investment holding periods of similar shopping centers typically have ranged from 10 to 15 years. A 10- to 15- year holding period was analyzed to test the property's sensitivity to roll-overs. A 10-year holding period was selected.

Our discounted cash flow analysis is presented on the following page.


--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                ------------------------------------                                            ------------------------------------
                Building Size                212,057         Birney Plaza Shopping Center       Reconciled Value              $5,018
                Cost of Sales                2.000%               Cash Flow Report              Value per SF                  $23.66
                Hold Period (Years)          10                                                 % Residual of Recon. Value     33.2%
                Reduce Residual by Cap Exp   Yes                                                Direct Cap Rate               11.00%
                Residual Discount Rate       12.50%                                             Direct Cap Value              $5,237
                ------------------------------------                                            ------------------------------------

Compounded Ann.
                                            ---------------------------------------------------------------------
    Avg. Growth                                 1996      1997      1998      1999      2000      2001       2002
                                            ---------------------------------------------------------------------
     0.80%      BASE RENT                   604,659   613,311   642,960   637,308   649,911   613,600    675,188
     N/A         Free Rent                        0         0         0         0         0         0          0
     2.68%       Expense Recoveries         170,545   173,322   177,523   180,901   187,954   190,139    206,430
     2.45%       Percentage Rent            128,608   152,741   131,675   140,460   145,870   141,943    151,330
----------                                  ---------------------------------------------------------------------
     1.42%      GROSS INCOME                903,812   939,374   952,158   958,669   983,735   945,682  1,032,948
     1.32%       Credit/Vacancy Loss        (11,108)  (11,735)  (11,891)  (11,888)  (12,261)  (11,385)   (13,012)
     N/A         Miscellaneous Incomes            0         0         0         0         0         0          0
----------                                  ---------------------------------------------------------------------
     1.42%      EFFECTIVE GROSS INCOME      892,704   927,639   940,267   946,781   971,474   934,297  1,019,936
----------
     2.78%      TOTAL EXPENSES              316,605   324,186   332,654   341,984   352,130   360,706    373,255
----------                                  ---------------------------------------------------------------------
     0.60%      NET OPERATING INCOME        576,099   603,453   607,613   604,797   619,344   573,591    646,681
     N/A         Commissions                      0         0         0     7,343         0    32,800          0
     N/A         Tenant Improvements              0         0         0         0         0         0          0
     N/A         Capital Additions                0         0         0         0         0         0          0
----------                                  ---------------------------------------------------------------------
     N/A        TOTAL DEDUCTIONS                  0         0         0     7,343         0    32,800          0
----------                                  ---------------------------------------------------------------------
     0.06%      CASH FLOW                   576,099   603,453   607,613   597,454   619,344   540,791    646,681
----------

                TOTAL CASH FLOW             576,099   603,453   607,613   597,454   619,344   540,791    646,681
                                            ---------------------------------------------------------------------
                 Debt Service                 N/A       N/A       N/A       N/A       N/A       N/A        N/A
                                            ---------------------------------------------------------------------
                CASH FLOW AFTER DEBT        576,099   603,453   607,613   597,454   619,344   540,791    646,681
                                            ---------------------------------------------------------------------
                CUMULATIVE SURPLUS            N/A       N/A       N/A       N/A       N/A       N/A        N/A
                                            ---------------------------------------------------------------------

                -------------------------------------------------------------------------------------------------
                Implied Overall Rate        11.48%     12.03%    12.11%    12.05%    12.34%    11.43%     12.89%
                Cash on Cash Return         11.48%     12.03%    12.11%    11.91%    12.34%    10.78%     12.89%
                -------------------------------------------------------------------------------------------------

                                                            -----------------------------------------------------
                                                                           Sale/Yield Matrix (000's)
                                                                              Terminal Cap Rate
                                                                       ------------------------------------------
                                                            Disc Rate    10. 75%     11.00%     11.25%     11.50%
                                                            -----------------------------------------------------
                [GRAPHIC OMITTED]                               12.00%     5,205      5,164      5,125      5,087
                                                                       ------------------------------------------
                                                                12.25%     5,130      5,090      5,052      5,015
                                                                       ------------------------------------------
                                                                12.50%     5,057      5,018      4,980      4,945
                                                                       ------------------------------------------
                                                                12.75%     4,985      4,947      4,911      4,876
                                                                       ------------------------------------------
                                                                13.00%     4,915      4,878      4,842      4,808
                                                                       ------------------------------------------
                                                                13.25%     4,846      4,810      4,775      4,741
                                                            -----------------------------------------------------
                                                            -----------------------------------------------------

Compounded Ann.
                                            -------------------------------------------
    Avg. Growth                                   2003       2004       2005       2006
                                            -------------------------------------------
     0.80%      BASE RENT                     677,730    682,399    695,102    654,644
     N/A         Free Rent                          0          0          0          0
     2.68%       Expense Recoveries           210,805    216,481    223,994    222,173
     2.45%       Percentage Rent              146,074    156,220    161,529    163,779
----------                                  -------------------------------------------
     1.42%      GROSS INCOME                1,034,609  1,055,100  1,080,625  1,040,596
     1.32%       Credit/Vacancy Loss          (12,925)   (13,211)   (13,595)   (12,665)
     N/A         Miscellaneous Incomes              0          0          0          0
----------                                  -------------------------------------------
     1.42%      EFFECTIVE GROSS INCOME      1,021,684  1,041,889  1,067,030  1,027,931
----------
     2.78%      TOTAL EXPENSES                383,587    394,782    406,440    416,501
----------                                  -------------------------------------------
     0.60%      NET OPERATING INCOME          638,097    647,107    660,590    611,430
     N/A         Commissions                    6,611      8,588      3,612     38,891
     N/A         Tenant Improvements                0          0          0          0
     N/A         Capital Additions                  0          0          0          0
----------                                  -------------------------------------------
     N/A        TOTAL DEDUCTIONS                6,611      8,588      3,612     38,891
----------                                  -------------------------------------------
     0.06%      CASH FLOW                     631,486    638,519    656,978    572,539
----------

                TOTAL CASH FLOW               631,486    638,519    656,978    572,539
                                            -------------------------------------------
                 Debt Service                   N/A        N/A        N/A        N/A
                                            -------------------------------------------
                CASH FLOW AFTER DEBT          631,486    638,519    656,978    572,539
                                            -------------------------------------------
                CUMULATIVE SURPLUS              N/A        N/A        N/A        N/A
                                            -------------------------------------------

                -----------------------------------------------------------------------
                Implied Overall Rate           12.72%     12.90%     13.17%     12.19%
                Cash on Cash Return            12.59%     12.73%     13.09%     11.41%
                -----------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW CONCLUSION

We used "PRO-JECT +plus" computer software to create a cash flow model for a long term hold. Reference is made to the "Annual Cash Flow Report", generated by the Pro-ject software, on the previous page which provides a summary of cash flow from all sources. We utilized a 10-year holding period and have discounted the cash flow on a fiscal year basis from 1997 to 2006. The cash flow incorporates the terms of existing leases during the analysis period and our assumptions regarding the lease-up of vacant space. It also calculates renewal rentals when leases expire based on current market rent escalated at a growth factor. In addition, a forecast was made for 15 years to check for any irregularities in the income stream which may artificially affect the reversionary sale price. It should be noted that based on our analysis of the extended holding period indicated that there was no irregularities. We capitalized the 11th year net operating income to determine the reversionary value at the end of year 10.

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The preceding analysis indicates the following conclusions:

           ==========================================================
                         INCOME CAPITALIZATION APPROACH
                                     VALUES
           ----------------------------------------------------------
           Method                                   Indicated Value
           ----------------------------------------------------------
           Direct Capitalization                      $ 5,500,000
           Discounted Cash Flow                       $ 5,000,000
           ----------------------------------------------------------
           Source: CB Commercial Real Estate
           ==========================================================

Greater emphasis is placed on the DCF analysis because it is the method likely to be used by a typical investor. As a result, based on the Income Capitalization Approach, CB Commercial concludes a value estimate for the subject property of $5,000,000. This equates to $23.58 per rentable square foot.


--------------------------------------------------------------------------------

                                   CONCLUSION

================================================================================
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

                             RECONCILIATION OF VALUE

CB Commercial was instructed to estimate the market value of the leased fee interest in the subject property. The value conclusions for each applicable approach are summarized below.

       =================================================================
                          SUMMARY OF VALUE CONCLUSIONS
       -----------------------------------------------------------------
       Cost Approach                                         N/A
       Sales Comparison Approach                         $ 5,100,000
       Income Capitalization Approach                    $ 5,000,000
       -----------------------------------------------------------------
       Source: CB Commercial Real Estate Group, Inc.
       =================================================================

The Income Capitalization Approach is considered the most persuasive method for valuing the subject property. This approach is predicated on the principle of anticipated economic benefits and, therefore, best reflects the investment characteristics of the subject. Properties such as the subject are typically purchased by investors; thus, this approach must closely parallels the anticipated analysis that would be employed by the most typical purchaser. Since the subject property has a number of existing leases with a variety of terms, the DCF technique best models the future cash flow stream to a prospective buyer.

The Sales Comparison Approach is predicated on the principle that an investor would pay no more for an existing property than for a comparable property with similar utility. This approach is contingent on the reliability and comparability of available data. The data developed was considered sufficiently reliable to reach a value conclusion by the Sales Comparison Approach. However, due to the lack of truly comparables sales in recent years, this method is given secondary consideration in the reconciliation.

The Cost Approach is predicated on the principle that an investor would pay no more for an existing property than it would cost to acquire land and construct a building with similar utility. Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Furthermore, due to the age of the subject and current market conditions, accrued depreciation would be substantial and difficult to estimate. An investor would not use the Cost Approach due to the imprecise nature of estimating the accrued physical, functional, or external depreciation affecting the improvements. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.


--------------------------------------------------------------------------------

================================================================================
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

The final value conclusion and the approaches relied upon give strong consideration to the market behavior of the typical buyer and current market environment for the property appraised.

Based on the foregoing analysis, it is concluded that the market value of the leased fee interest in the subject property, subject to the assumptions and limiting conditions, as of May 15, 1996, is:

                              FIVE MILLION DOLLARS
                                  ($ 5,000,000)

This value is subject to all of the assumptions and limiting conditions stated throughout the report, including specific assumptions and limiting conditions.


--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to total that would adversely affect marketability or value. CB Commercial is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Commercial, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. It is assumed that improvements have been constructed or will be constructed according to approved architectural plans and specifications and in conformance with recommendations contained in or based upon any soils report(s).

     Unless otherwise specifically noted in the body of this report, it is assumed: that any existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are, or will be upon completion, in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that it or they will withstand any known elements such as windstorm, hurricane, tornado, flooding, earthquake, or similar natural occurrences; and, that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Commercial professionals are not engineers and are not competent to judge matters of an engineering nature. CB Commercial has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Commercial by ownership or management; CB Commercial inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Commercial was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Commercial reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Commercial has no knowledge of the existence of such materials on or in the property. CB Commercial, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

     We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Commercial. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.


--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Commercial has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Commercial reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Commercial of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Commercial will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CB Commercial assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CB Commercial is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Commercial does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Commercial.

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Commercial to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Unless otherwise noted in this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CB Commercial nor may this report or copies hereof be transmitted to third parties without said consent, which consent CB Commercial reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express


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================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

     written consent of CB Commercial which consent CB Commercial reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Commercial shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area have been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Commercial unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Commercial assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Commercial assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CB Commercial assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Not withstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Commercial has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Commercial has no specific information relating to this issue, nor is CB Commercial qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.


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================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
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24. For our analysis, we have relied on the information provided by the detailed rent roll and information provided by the subject leasing agent. We have assumed all information is correct. Furthermore, we have assumed all leases out for signature will be returned signed, and executed as of the date indicated to us by the leasing agent. We reserve the right to amend this appraisal should any of this information be later found to be incorrect.


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                                     ADDENDA

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                                                                         ADDENDA
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                                     ADDENDA


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================================================================================
                                                    ADDENDUM A GLOSSARY OF TERMS
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                                   ADDENDUM A


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================================================================================
                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

                                GLOSSARY OF TERMS

assessed value

  Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

cash equivalency

  The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract, coupon, face, or nominal rent

  The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

coupon rent

  See  Contract, Coupon, Face, or Nominal Rent

effective rent

  1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ** 2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

face rent

  See  Contract, Coupon, Face, or Nominal Rent

fee simple estate

  Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. **

floor area ratio (FAR)

  The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. **

full service lease

  A lease in which rent covers all operating expenses. Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value

  Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

gross building area (GBA)

  The sum of all areas at each floor as measured to the exterior walls.

insurable value

  Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

investment value

  Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be established by an expert on real estate and its value, that is, an appraiser. +

leased fee

  See leased fee estate


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================================================================================
                                                               GLOSSARY OF TERMS
--------------------------------------------------------------------------------

leased fee estate

  An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.++

leasehold

  See leasehold estate

leasehold estate

  The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.++

load factor

  The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

market value "as if complete" on the appraisal date

  Market value as if complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

market value "as is" on the appraisal date

  Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

market value

  Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.***

marketing period

  The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. ++

net lease

  Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA)

  1) The area on which rent is computed. 2) The Rentable Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

nominal rent

  See  Contract, Coupon, Face, or Nominal Rent

prospective future value "upon completion of construction"

  Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value estimate at this stage is stated in current dollars unless otherwise indicated.

prospective future value "upon reaching stabilized occupancy"

  Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all


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================================================================================
                                                               GLOSSARY OF TERMS
--------------------------------------------------------------------------------

  improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value estimate at this stage is stated in current dollars unless otherwise indicated.

reasonable exposure time

  The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market.
  **

rent

  see
  full service lease
  net lease
  contract, coupon, face, or nominal rent
  effective rent

shell space

  Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

Usable Area

  1) The area actually used by individual tenants. 2) The Usable Area of an office is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

use value

  Use value is a concept based on the productivity of an economic good. Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale. +

value appraised

  During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time.

  See also

market value "as is" on the appraisal date

market value "as if complete" on the appraisal date

prospective future value "upon completion of construction"

prospective future value "upon reaching stabilized occupancy"


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================================================================================
                                                     ADDENDUM I - QUALIFICATIONS
--------------------------------------------------------------------------------

----------

+ The Appraisal of Real Estate, Tenth Edition, Appraisal Institute, 1992.

++ The Dictionary of Real Estate Appraisal, Third Edition, 1993.

*** The office of the Comptroller of the Currency, 12 CFR Part 34, Subpart C, SS.34.42(f), August 24, 1966. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

* 1966 BOMA Experience Exchange Report, Income/Expense Analysis for Office Buildings (Building Owners and Managers Association, 1966)

** Statement on Appraisal Standard No. 6, Appraisal Standards Board of The Appraisal Foundation, September 19, 1992.


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                                               ADDENDUM B ADDITIONAL PHOTOGRAPHS
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                                   ADDENDUM B
                             ADDITIONAL PHOTOGRAPHS


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                                               ADDENDUM B ADDITIONAL PHOTOGRAPHS
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                         PONDEROSA STEAK HOUSE PAD SITE
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                           LONG JOHN SILVER'S PAD SITE
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                                               ADDENDUM B ADDITIONAL PHOTOGRAPHS
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                            LOOKING EAST ON ROUTE 11
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                            LOOKING WEST ON ROUTE 11
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                                          ADDENDUM C   IMPROVED COMPARABLE SALES
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                                   ADDENDUM C
                            IMPROVED COMPARABLE SALES


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================================================================================
                                                                     RETAIL SALE
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Location Data
      Property Name:                         15th & Allen Street Shopping Center
      Location:                              1401-1451 Allen Street
      City:                                  Allentown
      County:                                Lehigh
      State/Zip:                             Pennsylvania
      Assessor's Parcel No(s):               G9SW3A-14-4
      Atlas Reference:                       N/A

Physical Data
      Type:                                  Neighborhood
      Land Area:                             4.12 Acres
      Excess Land:                           None
      Gross Leasable Area:
          Anchors:
             Laneco Supermarket              25,000 SF
           Local Tenant GLA:                 21,503 SF
           Anchor Tenant GLA:                25,000 SF
           Total GLA:                        46,503 SF
           GLA Purchased:                    46,503 SF
      Year Built:                            1950
      Parking:                               Adequate
      Condition:                             Average
      Exterior Walls:                        Masonry

Sale Data
      Transaction Type:                      Sale
      Date of Transaction:                   01/96
      Marketing Time:                        N/A
      Grantor:                               Carriage Associates L.P
      Grantee:                               Allenbeth Associates L.P.
      Document No.:                          1558/220
      Sale Price:                            $4,242,000
      Financing:                             Market Terms
      Cash Equivalent Price:                 $4,242,000
      Required Capital Cost:                 $0
      Adjusted Sales Price:                  $4,242,000
      Verification:                          Public Records

Financial Data
      Assumptions & Forecast:                Buyer
      Occupancy at Sale:                     100
      Existing or Pro Forma Income:          N/A
                                                     TOTAL      P.S.F.
                                                   --------     ------
       Potential Gross Income:                          N/A       N/A
       Vacancy and Credit Loss:                         N/A       N/A
       Effective Gross Income:                          N/A       N/A
       Expenses:                                        N/A       N/A
       Net Operating Income:                       $462,049     $9.94


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                                  CB COMMERCIAL

================================================================================
                                                                     RETAIL SALE
--------------------------------------------------------------------------------

Analysis

     Buyers Underwriting Criteria:
     Overall Capitalization Rate (OAR):        10.89%
     Projected IRR:                            N/A
     Effective Gross Multiplier (EGIM):        N/A
     Operating Expense Ratio (OER):            N/A %
     Price Per Square Foot:                    $91.22

Comments

     The 15th and Allen Street shopping center is a one-story neighborhood retail center located on the corner of 15th and Allen Streets in Downtown Allentown. This property is anchored by a Laneco Supermarket which occupies an estimated 25,000 square feet with the balance of the rentable area, 21,503 square feet allocated to 12 other satellite tenants. This center was built in the 1950's, however, it has undergone significant renovations since that time. Currently, the property is in average condition. At the time of sale, the property was 100% occupied.


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                                  CB COMMERCIAL

================================================================================
                                                                     RETAIL SALE
--------------------------------------------------------------------------------

Location Data
     Property Name:                             Stefco Shopping Center
     Location:                                  Stefco Boulevard
     City:                                      Bethlehem
     County:                                    Northampton
     State/Zip:                                 Pennsylvania
     Assessor's Parcel No(s):                   N7SW1B-3-1
     Atlas Reference:                           N/A

Physical Data
     Type:                                      Community
     Land Area:                                 10.27 Acres
     Excess Land:                               None
     Gross Leasable Area:
         Anchors:
            Laneco Supermarket                  65,000 SF
          Local Tenant GLA:                     69,446 SF
          Anchor Tenant GLA:                    65,000 SF
          Total GLA:                            134,446 SF
         GLA Purchased:                         134,446 SF
     Year Built:                                1965
     Parking:                                   Adequate
     Condition:                                 Average
     Exterior Walls:                            Masonry

Sale Data
     Transaction Type:                          Sale
     Date of Transaction:                       01/96
     Marketing Time:                            N/A
     Grantor:                                   Carriage Associates L.P.
     Grantee:                                   Allenbeth Associates L.P.
     Document No.:                              1996-1/4082
     Sale Price:                                $5,618,000
     Financing:                                 Market Terms
     Cash Equivalent Price:                     $5,618,000
     Required Capital Cost:                     $0
     Adjusted Sales Price:                      $5,618,000
     Verification:                              Public Records

Financial Data
     Assumptions & Forecast:                    Buyer
     Occupancy at Sale:                         95.2%
     Existing or Pro Forma Income:              N/A
                                                        TOTAL     P.S.F.
                                                     --------    ------
     Potential Gross Income:                              N/A       N/A
     Vacancy and Credit Loss:                             N/A       N/A
     Effective Gross Income:                              N/A       N/A
     Expenses:                                            N/A       N/A
     Net Operating Income:                           $617,577     $4.59


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                                  CB COMMERCIAL

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                                                                     RETAIL SALE
--------------------------------------------------------------------------------

Analysis

    Buyers Underwriting Criteria:

    Overall Capitalization Rate (OAR):        10.99%
    Projected IRR:                            N/A
    Effective Gross Multiplier (EGIM):        N/A
    Operating Expense Ratio (OER):            N/A %
    Price Per Square Foot:                    $41.79

Comments

     The Stefco shopping center is a one-story community retail center located on Stefco Boulevard in Bethlehem. This property is anchored by a Laneco Supermarket which occupies an estimated 65,000 square feet with the balance of the rentable area, 69,446 square feet allocated to 21 other satellite tenants. This center was built in 1965, however, it has undergone significant renovations in 1988. Currently, the property is in average condition. At the time of sale, the property was 95.2% occupied.


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                                  CB COMMERCIAL

================================================================================
                                                                     RETAIL SALE
--------------------------------------------------------------------------------

Location Data
     Property Name:                    MacArthur Plaza Shopping Center
     Location:                         2419 MacArthur Road (N/E/C Schadt Avenue)
     City:                             Whitehall Township
     County:                           Lehigh
     State/Zip:                        Pennsylvania
     Assessor's Parcel No(s):          F9SW2-3-2
     Atlas Reference:                  N/A

Physical Data
     Type:                             Neighborhood
     Land Area:                        2.20 Acres
     Excess Land:                      None
     Gross Leasable Area:
         Anchors:
             Staples                   19,200 SF
             Blockbuster Video         6,930 SF
             Bell Atlantic             3,470 SF
          Local Tenant GLA:            N/A
          Anchor Tenant GLA:           29,600 SF
          Total GLA:                   29,600 SF
          GLA Purchased:               29,600 SF
      Year Built:                      1988
      Parking:                         Adequate
      Condition:                       Average
      Exterior Walls:                  Masonry

Sale Data
     Transaction Type:                 Sale
     Date of Transaction:              10/95
     Marketing Time:                   N/A
     Grantor:                          P & D Schweitzer
     Grantee:                          Allentown Power Center L.P.
     Document No.:                     1553/1123
     Sale Price:                       $3,831,667
     Financing:                        Cash to Seller
     Cash Equivalent Price:            $3,831,667
     Required Capital Cost:            $0
     Adjusted Sales Price:             $3,831,667
     Verification:                     Public Records

Financial Data
     Assumptions & Forecast:           Buyer
     Occupancy at Sale:                100%
     Existing or Pro Forma Income:     N/A

                                              TOTAL     P.S.F.
                                           --------    -------
     Potential Gross Income:               $495,121     $16.73
     Vacancy and Credit Loss:                   N/A        N/A
     Effective Gross Income:               $495,121     $16.73
     Expenses:                              $82,999      $2.80
     Net Operating Income:                 $412,122     $13.92


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                                  CB COMMERCIAL

================================================================================
                                                                     RETAIL SALE
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Analysis
    Buyers Underwriting Criteria:
    Overall Capitalization Rate (OAR):          10.76%
    Projected IRR:                              N/A
    Effective Gross Multiplier (EGIM):          7.74
    Operating Expense Ratio (OER):              16.76%
    Price Per Square Foot:                      $129.45

Comments

     The MacArthur Plaza shopping center is a one-story neighborhood retail center located on MacArthur Road in Whitehall Township. This property is anchored by Staples which occupies 19,200 square feet with the balance of the rentable area, 10,400 square feet allocated to 2 other satellite tenants. This center was built in 1988 and is currently in average condition. At the time of sale, the property was 100% occupied.


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                                  CB COMMERCIAL

================================================================================
                                                                     RETAIL SALE
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Location Data
      Property Name:                    Columbia Mall
      Location:                         N/E/Quadrant Of Route 42 @ Interstate 80
      City:                             Bloomsburg
      County:                           Columbia
      State/Zip:                        Pennsylvania
      Assessor's Parcel No(s):          18.2-48-3
      Atlas Reference:                  N/A

Physical Data
      Type:                             Community
      Land Area:                        48.69 Acres
      Excess Land:                      None
      Gross Leasable Area:
          Anchors:
              Hills                     80,000 SF
              Sears                     64,264 SF
              The Bon Ton               45,000 SF
              J.C. Penny                34,076 SF
           Local Tenant GLA:            128,024 SF
           Anchor Tenant GLA:           223,340 SF
           Total GLA:                   351,364 SF
           GLA Purchased:               351,364 SF
      Year Built:                       1988
      Parking:                          Adequate
      Condition:                        Good
      Exterior Walls:                   Masonry

Sale Data
      Transaction Type:                 Sale
      Date of Transaction:              07/95
      Marketing Time:                   N/A
      Grantor:                          C.M. Group Trust
      Grantee:                          MDC Investment Property-1, LLC
      Document No.:                     601/538
      Sale Price:                       $27,650,000
      Financing:                        Cash to Seller
      Cash Equivalent Price:            $27,650,000
      Required Capital Cost:            $0
      Adjusted Sales Price:             $27,650,000
      Verification:                     Public Records

Financial Data
      Assumptions & Forecast:           Buyer
      Occupancy at Sale:                96%
      Existing or Pro Forma Income:     N/A

                                                  TOTAL    P.S.F.
                                            -----------    ------
      Potential Gross Income:                       N/A       N/A
      Vacancy and Credit Loss:                      N/A       N/A
      Effective Gross Income:                       N/A       N/A
      Expenses:                                     N/A       N/A
      Net Operating Income:                  $2,958,500      $8.42


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                                  CB COMMERCIAL

================================================================================
                                                                     RETAIL SALE
--------------------------------------------------------------------------------

Analysis
   Buyers Underwriting Criteria:
   Overall Capitalization Rate (OAR):        10.70%
   Projected IRR:                            N/A
   Effective Gross Multiplier (EGIM):        N/A
   Operating Expense Ratio (OER):            N/A %
   Price Per Square Foot:                    $78.69

Comments

     The Columbia Mall is a single-story retail center located off or Interstate 80 at Route 42 in Bloomsburg, Pennsylvania. This property is anchored by Hills which occupies 80,000 square feet as well as junior-anchors Sears (64,264 SF), The Bon Ton (45,000 SF), and J.C. Penny (34,076 SF). The
     balance of the rentable area, 128,024 square feet allocated to numerous other satellite tenants. This center was built in 1988 and is currently in average condition. At the time of sale, the property was approximately 96% occupied with 13,000 square feet vacant. Retail sales for the center in 1994 reportedly averaged $165.00/SF, up 5.8% from the previous year.


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                                  CB COMMERCIAL

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                                                   ADDENDUM D RENTAL COMPARABLES
--------------------------------------------------------------------------------

                                   ADDENDUM D
                               RENTAL COMPARABLES


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================================================================================
                                                          RETAIL RENT COMPARABLE
--------------------------------------------------------------------------------

Location Data
     Property Name:                       Kingston Plaza
     Location:                            S/S Third Avenue East Of Pierce Street
     City:                                Kingston
     County:                              Luzerne
     State/Zip:                           Pennsylvania
     Assessor's Parcel No(s):             N/A
     Atlas Reference:                     N/A

Physical Data
     Type:                                Neighborhood
     Gross Leaseable Area:                64,824 SF
     Year Built:                          1982
     Exterior Walls:                      Brick Veneer
     Condition:                           Average
     Anchor Tenant:                       Price Chopper
     Parking:                             Adequate

Lease Data
     Occupancy:
       Local:                             100%
       Overall:                           100%
     Typical Size:                        2,000 SF
     Term:                                3-5 years
     Base Rent Per Square Foot:           $5.50-$10.50
     Rent Escalations:                    Various
     Basis:                               N/A
     Expense Pass-Through:                CAM, Tax, Insur
     Free Rent (months):                  Minimal
     Tenant Improvement:                  Minimal
     Leasing Agent:                       Mark Centers Trust
     Phone No.:                           ( ) -
     Survey Date:                         N/A

Recent Leases
================================================================================
        Size                     Rent    TI    Free Rent                   Term
Date    (SF)        Tenant       (PSF)  (PSF)  (Months)  Escalations       (Yrs)
--------------------------------------------------------------------------------
09/95  6,500   The Everything    $5.50   N/A     None    $950 step in ye   1.30
================================================================================


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                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

     One story shopping center currently 100% leased. The most recent lease includes a term for 1 year and 3 months. Additionally, the tenant has a percentage rent clause of 3.0% over a breakpoint of $1,191,660. Construction quality is average and typical of other retail centers in the area.

                               [GRAPHIC OMITTED]


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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:                            Mark Plaza
     Location:                                 N/S Route 11
     City:                                     Edwardsville
     County:                                   Luzerne
     State/Zip:                                Pennsylvania
     Assessor's Parcel No(s):                  N/A
     Atlas Reference:                          N/A

Physical Data
     Type:                                     Community
     Gross Leaseable Area:                     176,786 SF
     Year Built:                               1967
     Exterior Walls:                           Brick Veneer
     Condition:                                Average
     Anchor Tenant:                            K-Mart
     Parking:                                  Adequate

Lease Data
     Occupancy:
        Local:                                 91.7%
        Overall:                               91.7%
     Typical Size:                             2,000 SF
     Term:                                     3-5 years
     Base Rent Per Square Foot:                $1.95-$11.50
     Rent Escalations:                         Various
     Basis:                                    N/A
     Expense Pass-Through:                     CAM, Tax, Insur
     Free Rent (months):                       Minimal
     Tenant Improvement:                       Minimal
     Leasing Agent:                            Mark Centers Trust
     Phone No.:                                ( ) -
     Survey Date:                              N/A

Recent Leases
--------------------------------------------------------------------------------
        Size                     Rent    TI    Free Rent                   Term
Date    (SF)        Tenant       (PSF)  (PSF)  (Months)  Escalations       (Yrs)
================================================================================
10/95   3,600  Spectrum Rents    $8.00   N/A     None    Flat               5.00
--------------------------------------------------------------------------------
08/95   7,000  Keens Floral Fa   $8.00   N/A             Annual Step-up     5.00
--------------------------------------------------------------------------------
07/95   3,600  Mattress Man     $11.50   N/A             Flat               5.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

     One story shopping center currently 91.7% leased. The most recent leases all include terms for 5 years. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
    Property Name:                            Dunmore Plaza
    Location:                                 1400 Monroe Avenue
    City:                                     Dunmore
    County:                                   Lackawanna
    State/Zip:                                Pennsylvania
    Assessor's Parcel No(s):                  N/A
    Atlas Reference:                          N/A

Physical Data
    Type:                                     Neighborhood
    Gross Leaseable Area:                     45,380 SF
    Year Built:                               1967
    Exterior Walls:                           Brick Veneer
    Condition:                                Average
    Anchor Tenant:                            Price Chopper
    Parking:                                  Adequate

Lease Data
    Occupancy:
       Local:                                 100%
       Overall:                               100%
    Typical Size:                             2,000 SF
    Term:                                     3-5 years
    Base Rent Per Square Foot:                $6.75-$11.50
    Rent Escalations:                         Various
    Basis:                                    N/A
    Expense Pass-Through:                     CAM, Tax, Insur
    Free Rent (months):                       Minimal
    Tenant Improvement:                       Minimal
    Leasing Agent:                            Mark Centers Trust
    Phone No.:                                ( ) -
    Survey Date:                              N/A

Recent Leases
--------------------------------------------------------------------------------
        Size                     Rent    TI    Free Rent                   Term
Date    (SF)        Tenant       (PSF)  (PSF)  (Months)  Escalations       (Yrs)
================================================================================
4/95   1,900   Malcom's          $11.50  N/A    None     $950 Step-up in    5.00
--------------------------------------------------------------------------------
1/95   1,900   Great Wall Chin   $11.35  N/A             3.0% per year     10.00
--------------------------------------------------------------------------------
4/94   1,900   Little Caeser's    $9.25  N/A             Periodic Step-u    5.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

     One story shopping center currently 100% leased. The most recent leases include terms for 5 and 10 years. Construction quality is average and typical of other retail centers in the area.

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:                            Triangle Plaza
     Location:                                 Route 115
     City:                                     Wilkes-Barre
     County:                                   Luzerne
     State/Zip:                                Pennsylvania
     Assessor's Parcel No(s):                  N/A
     Atlas Reference:                          N/A

Physical Data
     Type:                                     Community
     Gross Leaseable Area:                     125,000 SF
     Year Built:                               1971
     Exterior Walls:                           Brick Veneer
     Condition:                                Average
     Anchor Tenant:
     Parking:                                  Adequate

Lease Data
     Occupancy:
        Local:                                 100%
        Overall:                               100%
     Typical Size:                             2,000 SF
     Term:                                     3-5 years (Estimate)
     Base Rent Per Square Foot:                $9.00-$12.50 (Estimate)
     Rent Escalations:                         Various
     Basis:                                    N/A
     Expense Pass-Through:                     CAM, Tax, Insur
     Free Rent (months):                       Minimal
     Tenant Improvement:                       Minimal
     Leasing Agent:                            N/A
     Phone No.:                                ( ) -
     Survey Date:                              N/A

Recent Leases
--------------------------------------------------------------------------------
        Size                     Rent    TI    Free Rent                   Term
Date    (SF)        Tenant       (PSF)  (PSF)  (Months)  Escalations       (Yrs)
================================================================================
6/95    2,400   Electronic Syst  $11.50  N/A   None      Annual %age inc    5.00
--------------------------------------------------------------------------------
3/95    2,200   TCBY             $11.00  N/A   None      Annual %age inc    5.00
--------------------------------------------------------------------------------
5/94    9,910   Party City       $11.00  N/A   None      $1.65/SF step-u   10.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

     One story shopping center currently 100% leased. The most recent leases include terms for 5 and 10 years. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================
Location Data
    Property Name:                           Gateway Plaza
    Location:                                N/S Route 11
    City:                                    Edwardsville
    County:                                  Luzerne
    State/Zip:                               Pennsylvania
    Assessor's Parcel No(s):                 N/A
    Atlas Reference:                         N/A

Physical Data
    Type:                                    Community
    Gross Leaseable Area:                    150,000 SF
    Year Built:                              1969
    Exterior Walls:                          Brick Veneer
    Condition:                               Fair
    Anchor Tenant:
    Parking:                                 Adequate

Lease Data
    Occupancy:
       Local:                                65.0%
       Overall:                              65 0
    Typical size:                            2,000 SF
    Term:                                    3-5 years
    Base Rent Per Square Foot:               $8.50-$15.50
    Rent Escalations:                        Various
    Basis:                                   N/A
    Expense Pass-Through:                    CAM, Tax, Insur
    Free Rent (months):                      Minimal
    Tenant Improvement:                      Minimal
    Leasing Agent:                           N/A
    Phone No.:                               ( ) -
    Survey Date:                             N/A

Recent Leases
--------------------------------------------------------------------------------
        Size                     Rent    TI    Free Rent                   Term
Date    (SF)        Tenant       (PSF)  (PSF)  (Months)  Escalations       (Yrs)
================================================================================
6/94     950   Holiday Hair     $15.48   N/A     None    Annual %age inc    3.00
--------------------------------------------------------------------------------
6/94   3,080   McKenzie          $8.50   N/A     None    Annual %age inc    3.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

     One story shopping center currently 65% leased. The most recent leases all include terms for 3 years. Construction quality is average and typical of other retail centers in the area.

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================
Location Data
    Property Name:                           Pottstown Center
    Location:                                Route 663
    City:                                    Pottstown
    County:                                  Montgomery
    State/Zip:                               Pennsylvania
    Assessor's Parcel No(s):                 N/A
    Atlas Reference:                         N/A

Physical Data
    Type:                                    Community
    Gross Leaseable Area:                    171,267 SF
    Year Built:                              1976
    Exterior Walls:                          Brick Veneer
    Condition:                               Average
    Anchor Tenant:                           Wal-Mart
    Parking:                                 Adequate

Lease Data
    Occupancy:
      Local:                                 100%
      Overall:                               100%
    Typical Size:                            2,000 SF
    Term:                                    3-5 years
    Base Rent Per Square Foot:               $8.50-$15.50
    Rent Escalations:                        Various
    Basis:                                   N/A
    Expense Pass-Through:                    CAM, Tax, Insur
    Free Rent (months):                      Minimal
    Tenant Improvement:                      Minimal
    Leasing Agent:                           N/A
    Phone No.:                               ( ) -
    Survey Date:                             N/A

Recent Leases
--------------------------------------------------------------------------------
        Size                     Rent    TI    Free Rent                   Term
Date    (SF)        Tenant       (PSF)  (PSF)  (Months)  Escalations       (Yrs)
================================================================================
7/95  121,267   Wal-Mart         $6.99   N/A     None    Flat              20.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

     One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
    Property Name:                           Route 6 Mall
    Location:                                N/S Route 6
    City:                                    Honesdale
    County:                                  Wayne
    State/Zip:                               Pennsylvania
    Assessor's Parcel No(s):                 N/A
    Atlas Reference:                         N/A

Physical Data
    Type:                                    Community
    Gross Leaseable Area:                    144,229 SF
    Year Built:                              1978
    Exterior Walls:                          Brick Veneer
    Condition:                               Average
    Anchor Tenant:                           K-Mart
    Parking:                                 Adequate

Lease Data
    Occupancy:
      Local:                                 100%
      Overall:                               100%
    Typical Size:                            2,000 SF
    Term:                                    3-5 years
    Base Rent Per Square Foot:               $5.50-$15.50
    Rent Escalations:                        Various
    Basis:                                   N/A
    Expense Pass-Through:                    CAM, Tax, Insur
    Free Rent (months):                      Minimal
    Tenant Improvement:                      Minimal
    Leasing Agent:                           N/A
    Phone No.:                               ( ) -
    Survey Date:                             N/A

Recent Leases
--------------------------------------------------------------------------------
        Size                     Rent    TI    Free Rent                   Term
Date    (SF)        Tenant       (PSF)  (PSF)  (Months)  Escalations       (Yrs)
================================================================================
3/95  119,229   K-Mart           $5.77   N/A     None    Flat              25.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================


Comments

     One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years and includes a percentage rent clause on 1.0% over $20.0 million. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================


Location Data
     Property Name:                            Bradford Towne Centre
     Location:                                 N/S Route 6
     City:                                     Wysox
     County:                                   Bradford
     State/Zip:                                Pennsylvania
     Assessor's Parcel No(s):                  N/A
     Atlas Reference:                          N/A

Physical Data
     Type:                                     Community
     Gross Leaseable Area:                     119,481 SF
     Year Built:                               1972
     Exterior Walls:                           Brick Veneer
     Condition:                                Average
     Anchor Tenant:                            K-Mart
     Parking:                                  Adequate

Lease Data
     Occupancy:
       Local:                                  100%
       Overall:                                100%
     Typical Size:                             2,000 SF
     Term:                                     3-5 years
     Base Rent Per Square Foot:                $5.50-$15.50
     Rent Escalations:                         Various
     Basis:                                    N/A
     Expense Pass-Through:                     CAM, Tax, Insur
     Free Rent (months):                       Minimal
     Tenant Improvement:                       Minimal
     Leasing Agent:                            N/A
     Phone No.:                                ( ) -
     Survey Date:                              N/A

Recent Leases
--------------------------------------------------------------------------------
        Size                     Rent    TI    Free Rent                   Term
Date    (SF)        Tenant       (PSF)  (PSF)  (Months)  Escalations       (Yrs)
================================================================================
7/94  94,481    K-Mart           $5.00   N/A     None    Flat              25.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

     One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years and includes a percentage rent clause on 1.0% over $16.875 million. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
    Property Name:                           Builder's Square Shopping Center
    Location:                                Cetronia Road
    City:                                    Whitehall
    County:                                  Lehigh
    State/Zip:                               Pennsylvania
    Assessor's Parcel No(s):                 N/A
    Atlas Reference:                         N/A

Physical Data
    Type:                                    Community
    Gross Leaseable Area:                    106,400 SF
    Year Built:                              1994
    Exterior Walls:                          Brick Veneer
    Condition:                               Good
    Anchor Tenant:                           Builder's Square
    Parking:                                 Adequate

Lease Data
    Occupancy:
      Local:                                 100%
      Overall:                               100%
    Typical Size:                            2,000 SF
    Term:                                    3-5 years
    Base Rent Per Square Foot:               $5.50-$15.50
    Rent Escalations:                        Various
    Basis:                                   N/A
    Expense Pass-Through:                    CAM, Tax, Insur
    Free Rent (months):                      Minimal
    Tenant Improvement:                      Minimal
    Leasing Agent:                           N/A
    Phone No.:                               ( ) -
    Survey Date:                             N/A

Recent Leases
--------------------------------------------------------------------------------
        Size                     Rent    TI    Free Rent                   Term
Date    (SF)        Tenant       (PSF)  (PSF)  (Months)  Escalations       (Yrs)
================================================================================
3/94  106,400  Builder's Squar  $10.05   N/A     None    Flat              25.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================


Comments

     One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years. Construction quality is good and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

================================================================================
                                      ADDENDUM E STRATEGIC MAPPING, INC. REPORTS
--------------------------------------------------------------------------------

                                   ADDENDUM E
                         STRATEGIC MAPPING, INC. REPORTS


--------------------------------------------------------------------------------

                               Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                                   6/7/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 97.6

----------------------------------Demographics----------------------------------
               Total           Total       Household      Average      Median HH
          Population      Households      Population      HH Size         Income
1995           5,589           2,137           5,585         2.61        $31,557
2000           5,488           2,113           5,484         2.60        $36,823

------------------------------Expenditure Potential-----------------------------
                                      1995
                             Area Yearly Growth Rate
                              Per Household   1.40%
                                 Total        1.17%

-------------------------Retail Support Potential (000)-------------------------
                             1995:    229 sq. ft.

--------------------------------------------------------------------------------

Product Potential             1995    2000     1995    2000       Yearly  Bench-
Within All Stores             Total   Total   $ Per   $ Per  Growth Rate    mark
                             ($000)  ($000)      HH      HH      Total $   Index
Apparel Store                 1,997   2,174     935   1,029        1.71%    91.3
Appliance Store                 183     153      86      72       -3.58%   100.5
Auto-Aftermarket Store        3,479   3,530   1,628   1,671        0.29%    97.4
Convenience Store             1,942   1,956     909     926        0.14%   100.3
Dept. Store                   2,080   2,201     974   1,042        1.14%    92.1
Drug Store                    1,881   2,309     880   1,093        4.18%   112.0
Electronics Store               757     965     354     456        4.97%    91.1
Fast Food Restaurant Store    1,935   1,681     905     796       -2.77%    94.7
Full Serv Restaurant Store    1,900   1,638     889     775       -2.93%    95.0
Furniture Store                 683     627     320     297       -1.70%    86.1
Grocery Store                 8,821   9,714   4,128   4,597        1.95%   101.0
Hardware Store                  395     421     185     199        1.26%   100.4
Home Centers Store            1,922   2,215     899   1,048        2.89%   102.9
Jewelry Store                   352     355     165     168        0.19%    97.4
Liquor Store                    527     464     247     220       -2.52%    97.0
Mass Merchandiser Store       2,846   3,104   1,332   1,469        1.75%    94.1
Photo Store                      39      38      18      18       -0.70%    94.9
Shoe Store                      389     448     182     212        2.87%    91.5
Sporting Goods Store            335     382     157     181        2.65%    87.7
Toy Store                       253     232     118     110       -1.73%    92.8
Variety Store                   165     182      77      86        2.02%    95.1

Area defined by Circle: (41.372276,75.703631): 1 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                                   6/7/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential          1995     2000     1995     2000       Yearly   Bench-
Within All Stores         Total    Total    $ Per    $ Per  Growth Rate     mark
                         ($000)   ($000)       HH       HH      Total $    Index

Video Store                 114      190       54       90       10.63%     92.9
                        -------  -------  -------  -------
Total Shopping Center    32,997   34,978   15,441   16,554

All Other Stores         25,308   26,829   11,843   12,697

Total Retail             58,305   61,807   27,284   29,251

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (41.372276,75.703631): 1 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 1 of 3
BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                                   6/7/96

                                       1980 Census        1990 Census    Percent
                                     Total   Percent    Total   Percent   Change
Population
  White                              6,535     99.8     5,674     99.6     -13.2
  Black                                  1      0.0         3      0.1     200.0
  American Indian, Asian & Other        12      0.2        19      0.3      58.3
    Total                            6,549    100.0     5,696    100.0     -13.0
  Hispanic                               8      0.1         7      0.1     -12.5

Age of Population:
  0-5                                  462      7.1       373      6.6     -19.3
  6-13                                 747     11.4       544      9.6     -27.2
  14-17                                436      6.7       264      4.6     -39.4
  18-24                                744     11.4       523      9.2     -29.7
  25-34                                975     14.9       762     13.4     -21.8
  35-44                                700     10.7       832     14.6      18.9
  45-54                                815     12.4       646     11.4     -20.7
  55-64                                862     13.2       698     12.3     -19.0
  65 +                                 806     12.3     1,049     18.4      30.1
Median Age Total Population           34.1               39.5               15.8
Median Age Adult Population           45.4               47.1                3.8

Age of Male Population:
  0-5                                  233      7.4       206      7.5     -11.6
  6-13                                 403     12.7       279     10.2     -30.8
  14-17                                210      6.6       133      4.9     -36.7
  18-24                                388     12.3       285     10.4     -26.5
  25-34                                473     15.0       372     13.6     -21.4
  35-44                                341     10.8       412     15.1      20.8
  45-54                                387     12.2       303     11.1     -21.7
  55-64                                399     12.6       321     11.7     -19.5
  65 +                                 328     10.4       424     15.5      29.3
  Total                              3,162    100.0     2,738    100.0     -13.4
Median Age Male Population            32.5               37.2               14.5
Median Age Adult Male Population      43.7               44.7                2.4

Age of Female Population:
  0-5                                  229      6.8       167      5.6     -27.1
  6-13                                 344     10.2       265      9.0     -23.0
  14-17                                226      6.7       131      4.4     -42.0
  18-24                                356     10.5       238      8.0     -33.1
  25-34                                502     14.8       390     13.2     -22.3
  35-44                                359     10.6       420     14.2      17.0
  45-54                                428     12.6       343     11.6     -19.9
  55-64                                463     13.7       377     12.8     -18.6
  65 +                                 478     14.1       625     21.1      30.8
  Total                              3,385    100.0     2,958    100.0     -12.6
Median Age Female Population          36.0               41.8               16.2
Median Age Adult Female Population    46.8               49.3                5.3

Area defined by Circle: (41.372276,75.703631): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 2 of 3
BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                                   6/7/96

                                     1980 Census        1990 Census     Percent
                                   Total   Percent    Total   Percent    Change

Total Households                   2,269              2,165                -4.6
Household Population               6,549              5,692               -13.1
Average Household Size              2.89               2.63                -8.9

Total Families                     1,840              1,635               -11.1
Average Family Size                 3.32               3.11                -6.3
Average Family Income            $19,158            $37,623                96.4

Family Population                  6,101    93.2      5,115    89.8       -16.2
Nonfamily Population                 448     6.8        577    10.1        28.8
Group Quarters Population              0     0.0          4     0.1         0.0
Foreign Born Population               81     1.2         67     1.2       -17.3

Household Income:
    $0-$9,999                        564    25.8        252    11.8       -55.3
    $ 10,000-$14,999                 428    19.5        238    11.1       -44.4
    $ 15,000-$24,999                 721    32.9        485    22.6       -32.7
    $ 25,000-$34,999                 356    16.3        385    18.0         8.1
    $ 35,000-$49,999                  98     4.5        381    17.8       288.8
    $ 50,000-$74,999                  19     0.9        292    13.6     1,436.8
    $ 75,000-$99,999                   4     0.2         75     3.5     1,775.0
    $ 100,000-$149,999                                   20     0.9
    $ 150,000+                                           15     0.7

Median Household Income          $16,429            $26,828                63.3
Average Household Income         $17,647            $32,847                86.1

Per Capita Income                 $5,901            $12,361               109.5

Median Home Value                $33,962            $70,110               106.4
Average Home Value               $35,713            $75,688               111.9

Median Contract Rent                $136               $253                86.0
Average Contract Rent               $131               $252                92.4

Total Housing Units                2,381   100.0      2,252   100.0        -5.4
    Owner Occupied                 1,820    76.4      1,759    78.1        -3.4
    Renter Occupied                  449    18.9        403    17.9       -10.2
    Vacant                           112     4.7         87     3.9       -22.3

    Mobile Home or Trailer           288    12.1        237    10.5       -17.7

    Condominiums                       0     0.0          0     0.0         0.0

Area defined by Circle: (41.372276,75.703631): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 3 of 3
BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                                   6/7/96

                                       1980 Census        1990 Census   Percent
                                     Total   Percent   Total   Percent   Change

Occupation:
  Executive & Managerial               206       7.3     254       9.2     23.3
  Professional Specialty               162       5.8     275      10.0     69.8
  Technical Support                     53       1.9     104       3.8     96.2
  Administrative Support               478      17.1     539      19.6     12.8
  Sales                                257       9.2     293      10.7     14.0
    Total White Collar               1,156      41.2   1,465      53.4     26.7
  Prod/Craft/Repair                    349      12.5     300      10.9    -14.0
  Machine Operators                    587      20.9     234       8.5    -60.1
  Trans/Material Moving                137       4.9     165       6.0     20.4
  Laborers                             208       7.4     145       5.3    -30.3
    Total Blue Collar                1,283      45.8     844      30.7    -34.2
  Farm/Forest/Fish                       2       0.1       3      0.1      50.0
  Protective Service                    66       2.4     109       4.0     65.2
  Private Service                        4       0.1       0       0.0   -100.0
  Other Service                        294      10.5     325      11.8     10.5
    Total Employed                   2,803      90.1   2,743      93.9     -2.1

  Unemployed                           309       9.9     178       6.1    -42.4

  Total Civil Labor Force            3,112     100.0   2,921     100.0     -6.1

Working Mothers                        434      49.2     409      66.3     -5.8
  Child <6 or <6 & 6-17                 97      11.0     142      23.0     46.4
  Child 6-17 Only                      337      38.2     267      43.3    -20.8
Nonworking Mothers                     449      50.8     208      33.7    -53.7

Means of Transportation to Work:
  Drive Alone/Carpool                2,420      88.6   2,499       92.9     3.3
  Public Transportation                 99       3.6      71        2.6   -28.3
  Other                                211       7.7     119        4.4   -43.6

Area defined by Circle: (41.372276,75.703631): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                                   6/7/96

                                  1980 Census  1990 Census  1995 Estimate  2000 Projection
Total Population                        6,549        5,696          5,589            5,488
   White                                99.8%        99.6%          99.5%            99.4%
   Black                                 0.0%         0.1%           0.1%             0.1%
   American Indian                       0.0%         0.0%           0.0%             0.0%
   Asian                                 0.2%         0.2%           0.3%             0.3%
   Other                                 0.0%         0.1%           0.1%             0.2%

   Hispanic                              0.1%         0.1%           0.1%             0.1%

Total Households                        2,269        2,165          2,137            2,113
Household Population                    6,549        5,692          5,585            5,484
Average Household Size                   2.89         2.63           2.61             2.60

Household Income

   $0-9,999                             25.8%        11.8%           9.0%             7.2%
   $10,000-14,999                       19.5%        11.1%           8.3%             6.3%
   $15,000-24,999                       32.9%        22.6%          19.3%            15.8%
   $25,000-34,999                       16.3%        18.0%          19.7%            17.3%
   $35,000-49,999                        4.5%        17.8%          16.9%            19.4%
   $50,000-74,999                        0.9%        13.6%          16.1%            18.3%
   $75,000-99,999                        0.2%         3.5%           6.9%             8.1%
   $100,000-149,999                       -           0.9%           3.0%             6.1%
   $150,000+                              -           0.7%           0.7%             1.3%
     Total                             100.0%       100.0%         100.0%           100.0%

Median Household Income ($)            16,429       26,828         31,557           36,823
Aggregate HH Inc ($000)                38,648       70,357         83,662           97,085
Median Family Income ($)               18,718       32,596         38,342           44,740
Per Capita Income ($)                   5,901       12,361         14,980           17,703

Median Age Total Population              34.1         39.5           40.4             41.4
Median Age Adult Population              45.4         47.1           48.0             48.8

Median Age Female Population             36.0         41.8           43.0             44.1
Median Age Adult Female Population       46.8         49.3           50.0             51.0

Median Age Male Population               32.5         37.2           38.1             38.9
Median Age Adult Male Population         43.7         44.7           45.6             46.5

Area defined by Circle: (41.372276,75.703631): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                                   6/7/96

                        1980 Census  1990 Census  1995 Estimate  2000 Projection

Total Population by Age       6,549        5,696          5,589            5,488

    0-5                        7.1%         6.6%           6.6%             6.4%
    6-13                      11.4%         9.6%           9.1%             8.8%
    14-17                      6.7%         4.6%           4.2%             4.1%
    18-24                     11.4%         9.2%           8.6%             8.2%
    25-34                     14.9%        13.4%          13.7%            13.8%
    35-44                     10.7%        14.6%          14.1%            13.5%
    45-54                     12.4%        11.4%          11.9%            12.4%
    55-64                     13.2%        12.3%          12.1%            12.2%
    65-74                     12.3%        11.9%          12.0%            12.1%
    75-84                       -           5.6%           6.5%             6.9%
    85+                         -           1.0%           1.2%             1.6%

Female Population by Age      3,385        2,958          2,908            2,859

    0-5                        6.8%         5.6%           5.8%             5.6%
    6-13                      10.2%         9.0%           8.4%             8.0%
    14-17                      6.7%         4.4%           4.0%             3.8%
    18-24                     10.5%         8.0%           8.2%             7.9%
    25-34                     14.8%        13.2%          13.2%            13.0%
    35-44                     10.6%        14.2%          13.2%            12.9%
    45-54                     12.6%        11.6%          12.2%            12.6%
    55-64                     13.7%        12.8%          13.0%            12.9%
    65-74                     14.1%        13.0%          12.8%            13.1%
    75-84                       -           6.8%           7.7%             8.2%
    85+                         -           1.4%           1.6%             2.0%

Male Population by Age        3,162        2,738          2,680            2,622

    0-5                        7.4%         7.5%           7.6%             7.4%
    6-13                      12.7%        10.2%           9.9%             9.6%
    14-17                      6.6%         4.9%           4.4%             4.4%
    18-24                     12.3%        10.4%           9.0%             8.6%
    25-34                     15.0%        13.6%          14.3%            14.6%
    35-44                     10.8%        15.1%          15.0%            14.3%
    45-54                     12.2%        11.1%          11.6%            12.2%
    55-64                     12.6%        11.7%          11.2%            11.5%
    65-74                     10.4%        10.7%          11.1%            10.9%
    75-84                       -           4.2%           5.1%             5.5%
    85+                         -           0.5%           0.8%             1.0%

Area defined by Circle: (41.372276,75.703631): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius                                   6/7/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 90.7

----------------------------------Demographics----------------------------------

                 Total          Total      Household       Average     Median HH
            Population     Households     Population       HH Size        Income
1995            49,717         20,065         49,322          2.46       $26,578
2000            49,003         19,908         48,608          2.44       $31,028

------------------------------Expenditure Potential-----------------------------
                                      1995
                             Area Yearly Growth Rate
                            Per Household       1.43%
                                Total           1.27%

-------------------------Retail Support Potential (000)-------------------------
                            1995:    1,997 sq. ft.

--------------------------------------------------------------------------------

Product Potential                1995    2000   1995   2000       Yearly  Bench-
Within All Stores               Total   Total  $ Per  $ Per  Growth Rate    mark
                               ($000)  ($000)     HH     HH      Total $   Index

Apparel Store                  17,253  18,869    860    948        1.81%    84.0
Appliance Store                 1,540   1,290     77     65       -3.48%    89.9
Auto-Aftermarket Store         29,975  30,566  1,494  1,535        0.39%    89.4
Convenience Store              17,219  17,420    858    875        0.23%    94.8
Dept. Store                    17,919  19,063    893    958        1.25%    84.5
Drug Store                     16,662  20,345    830  1,022        4.08%   105.7
Electronics Store               6,415   8,268    320    415        5.20%    82.2
Fast Food Restaurant Store     16,801  14,683    837    738       -2.66%    87.6
Full Serv Restaurant Store     16,629  14,416    829    724       -2.82%    88.6
Furniture Store                 5,864   5,389    292    271       -1.67%    78.7
Grocery Store                  79,061  87,490  3,940  4,395        2.05%    96.5
Hardware Store                  3,296   3,515    164    177        1.29%    89.2
Home Centers Store             15,746  18,229    785    916        2.97%    89.8
Jewelry Store                   2,907   2,951    145    148        0.30%    85.7
Liquor Store                    4,587   4,074    229    205       -2.34%    89.9
Mass Merchandiser Store        24,839  27,261  1,238  1,369        1.88%    87.5
Photo Store                       333     324     17     16       -0.52%    86.1
Shoe Store                      3,448   3,992    172    201        2.98%    86.3
Sporting Goods Store            2,916   3,340    145    168        2.75%    81.2
Toy Store                       2,184   2,024    109    102       -1.51%    85.2
Variety Store                   1,441   1,600     72     80        2.13%    88.6

Area defined by Circle: (41.372276,75.703631): 3 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius                                   6/7/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential             1995     2000    1995    2000       Yearly  Bench-
Within All Stores            Total    Total   $ Per   $ Per  Growth Rate    mark
                            ($000)   ($000)      HH      HH      Total $   Index

Video Store                  1,016    1,699      51      85       10.83%    87.8
                          -------- -------- ------- -------
Total Shopping Center      288,048  306,810  14,356  15,411

All Other Stores           220,933  235,323  11,011  11,821

Total Retail               508,981  542,133  25,367  27,232

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (41.372276,75.703631): 3 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 1 of 3
BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius                                   6/7/96

                                         1980  Census      1990   Census Percent
                                        Total  Percent    Total  Percent  Change
Population
    White                              54,651     99.6   50,160     99.0    -8.2
    Black                                  97      0.2      270      0.5   178.4
    American Indian, Asian & Other        136      0.2      224      0.4    64.7
      Total                            54,884    100.0   50,654    100.0    -7.7
    Hispanic                              177      0.3      169      0.3    -4.5

Age of Population:
  0-5                                   3,732      6.8    3,801      7.5     1.8
  6-13                                  5,810     10.6    4,757      9.4   -18.1
  14-17                                 3,480      6.3    2,402      4.7   -31.0
  18-24                                 6,085     11.1    4,767      9.4   -21.7
  25-34                                 7,446     13.6    7,378     14.6    -0.9
  35-44                                 5,333      9.7    6,563     13.0    23.1
  45-54                                 6,181     11.3    5,110     10.1   -17.3
  55-64                                 7,717     14.1    5,420     10.7   -29.8
  65 +                                  9,087     16.6   10,461     20.7    15.1
Median Age Total Population              36.7              38.3              4.4
Median Age Adult Population              48.3              47.1             -2.5

Age of Male Population:
  0-5                                   1,930      7.6    1,936      8.2     0.3
  6-13                                  2,974     11.6    2,479     10.5   -16.6
  14-17                                 1,784      7.0    1,233      5.2   -30.9
  18-24                                 2,998     11.7    2,375     10.1   -20.8
  25-34                                 3,678     14.4    3,555     15.1    -3.3
  35-44                                 2,568     10.1    3,189     13.6    24.2
  45-54                                 2,801     11.0    2,418     10.3   -13.7
  55-64                                 3,352     13.1    2,392     10.2   -28.6
  65 +                                  3,451     13.5    3,927     16.7    13.8
  Total                                25,536    100.0   23,497    100.0    -8.0
Median Age Male Population               33.3              35.5              6.8
Median Age Adult Male Population         45.6              44.4             -2.8

Age of Female Population:
  0-5                                   1,802      6.1    1,865      6.9     3.5
  6-13                                  2,836      9.7    2,278      8.4   -19.7
  14-17                                 1,696      5.8    1,169      4.3   -31.1
  18-24                                 3,087     10.5    2,392      8.8   -22.5
  25-34                                 3,768     12.8    3,823     14.1     1.5
  35-44                                 2,765      9.4    3,374     12.4    22.0
  45-54                                 3,380     11.5    2,692      9.9   -20.4
  55-64                                 4,365     14.9    3,028     11.2   -30.6
  65 +                                  5,636     19.2    6,534     24.1    15.9
  Total                                29,335    100.0   27,156    100.0    -7.4
Median Age Female Population             40.3              41.0              1.5
Median Age Adult Female Population       50.6              49.8            - 1.4

Area defined by Circle: (41.372276,75.703631): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 2 of 3
BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius                                   6/7/96

                                       1980 Census         1990 Census   Percent
                                     Total   Percent    Total   Percent   Change

Total Households                    20,534             20,338               -1.0
Household Population                54,643             50,259               -8.0
Average Household Size                2.66               2.47               -7.1

Total Families                      15,383             14,123               -8.2
Average Family Size                   3.20               3.06               -4.5
Average Family Income              $17,783            $32,628               83.5

Family Population                   49,276      89.8   43,535      85.9    -11.7
Nonfamily Population                 5,367       9.8    6,724      13.3     25.3
Group Quarters Population              241       0.4      395       0.8     63.9
Foreign Born Population              1,375       2.5      583       1.2    -57.6

Household Income:
    $0-$9,999                        7,503      36.7    4,314      21.3    -42.5
    $10,000-$ 14,999                 3,960      19.4    2,704      13.3    -31.7
    $15,000-$ 24,999                 5,863      28.6    3,943      19.4    -32.7
    $25,000-$ 34,999                 2,268      11.1    3,540      17.4     56.1
    $35,000-$49,999                    674       3.3    3,311      16.3    391.2
    $50,000-$74,999                    180       0.9    1,907       9.4    959.4
    $75,000-$99,999                     17       0.1      411       2.0  2,317.6
    $100,000-$149,999                                     123       0.6
    $150,000+                                              46       0.2

Median Household Income            $13,446            $22,443               66.9
Average Household Income           $15,113            $27,149               79.6

Per Capita Income                   $5,660            $10,962               93.7

Median Home Value                  $29,624            $62,073              109.5
Average Home Value                 $32,666            $67,075              105.3

Median Contract Rent                  $133               $235               76.7
Average Contract Rent                 $128               $235               83.6

Total Housing Units                 21,868     100.0   21,553     100.0     -1.4
    Owner Occupied                  13,317      60.9   13,419      62.3      0.8
    Renter Occupied                  7,220      33.0    6,920      32.1     -4.2
    Vacant                           1,334       6.1    1,215       5.6     -8.9

    Mobile Home or Trailer             778       3.6      983       4.6     26.3

    Condominiums                        17       0.1       35       0.2    105.9

Area defined by Circle: (41.372276,75.703631): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 3 of 3
BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius                                   6/7/96

                                         1980 Census       1990 Census   Percent
                                       Total  Percent    Total  Percent   Change

Occupation:
    Executive & Managerial             1,432      6.5    1,793      8.0     25.2
    Professional Specialty             1,752      7.9    2,178      9.7     24.3
    Technical Support                    539      2.4      859      3.8     59.4
    Administrative Support             3,568     16.2    4,018     17.9     12.6
    Sales                              2,071      9.4    2,175      9.7      5.0
      Total White Collar               9,362     42.4   11,023     49.1     17.7
    Prod/Craft/Repair                  2,861     13.0    2,698     12.0     -5.7
    Machine Operators                  4,492     20.3    2,973     13.3    -33.8
    Trans/Material Moving              1,212      5.5    1,151      5.1     -5.0
    Laborers                           1,254      5.7    1,327      5.9      5.8
       Total Blue Collar               9,871     44.7    8,149     36.3    -17.4
    Farm/Forest/Fish                      52      0.2      106      0.5    103.8
    Protective Service                   480      2.2      471      2.1     -1.9
    Private Service                       49      0.2       17      0.1    -65.3
    Other Service                      2,314     10.5    2,667     11.9     15.3
       Total Employed                 22,076     91.1   22,437     93.5      1.6

    Unemployed                         2,145      8.9    1,565      6.5    -27.0

    Total Civil Labor Force           24,221    100.0   24,002    100.0     -0.9

Working Mothers                        3,082     47.6    3,517     62.6     14.1
  Child < 6 or < 6 & 6-17                876     13.5    1,421     25.3     62.2
    Child 6-17 Only                    2,206     34.1    2,096     37.3     -5.0
Nonworking Mothers                     3,391     52.4    2,098     37.4    -38.1

Means of Transportation to Work:
    Drive Alone/Carpool               18,235     84.9   19,800     90.5      8.6
    Public Transportation              1,177      5.5      691      3.2    -41.3
    Other                              2,061      9.6    1,396      6.4    -32.3

Area defined by Circle: (41.372276,75.703631): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius                                   6/7/96

                                  1980 Census  1990 Census  1995 Estimate  2000 Projection

Total Population                       54,884       50,654         49,717           49,003

    White                               99.6%        99.0%          98.7%            98.4%
    Black                                0.2%         0.5%           0.7%             0.9%
    American Indian                      0.0%         0.1%           0.1%             0.1%
    Asian                                0.2%         0.2%           0.3%             0.3%
    Other                                0.1%         0.1%           0.2%             0.2%
    Hispanic                             0.3%         0.3%           0.3%             0.4%

Total Households                       20,534       20,338         20,065           19,908
Household Population                   54,643       50,259         49,322           48,608
Average Household Size                   2.66         2.47           2.46             2.44

Household Income

    $0-9,999                            36.7%        21.3%          17.0%            13.9%
    $10,000-14,999                      19.4%        13.3%          12.0%            10.2%
    $15,000-24,999                      28.6%        19.4%          18.4%            17.1%
    $25,000-34,999                      11.1%        17.4%          15.5%            13.8%
    $35,000-49,999                       3.3%        16.3%          17.6%            18.6%
    $50,000-74,999                       0.9%         9.4%          13.6%            16.4%
    $75,000-99,999                       0.1%         2.0%           3.8%             5.7%
    $100,000-149,999                      -           0.6%           1.7%             3.5%
    $150,000+                             -           0.2%           0.4%             0.7%
      Total                            100.0%       100.0%         100.0%           100.0%

Median Household Income ($)            13,446       22,443         26,578           31,028
Aggregate HH Inc ($000)               309,295      550,963        649,893          759,580
Median Family Income ($)               16,587       29,548         34,992           40,851
Per Capita Income ($)                   5,660       10,962         13,177           15,627

Median Age Total Population              36.7         38.3           38.7             39.2
Median Age Adult Population              48.3         47.1           47.4             47.7

Median Age Female Population             40.3         41.0           41.4             41.9
Median Age Adult Female Population       50.6         49.8           50.0             50.5

Median Age Male Population               33.3         35.5           36.0             36.3
Median Age Adult Male Population         45.6         44.4           44.6             44.9

Area defined by Circle: (41.372276,75.703631): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius                                   6/7/96

                        1980 Census  1990 Census  1995 Estimate  2000 Projection

Total Population by Age      54,884       50,654         49,717           49,003

   0-5                         6.8%         7.5%           7.4%             7.3%
   6-13                       10.6%         9.4%           9.7%             9.7%
   14-17                       6.3%         4.7%           4.4%             4.5%
   18-24                      11.1%         9.4%           9.0%             8.9%
   25-34                      13.6%        14.6%          14.4%            13.9%
   35-44                       9.7%        13.0%          13.3%            13.4%
   45-54                      11.3%        10.1%          10.5%            10.9%
   55-64                      14.1%        10.7%          10.4%            10.6%
   65-74                      16.6%        12.3%          11.9%            11.3%
   75-84                        -           6.9%           7.4%             7.5%
   85+                          -           1.5%           1.7%             2.0%

Female Population by Age     29,335       27,156         26,597           26,187

   0-5                         6.1%         6.9%           6.8%             6.7%
   6-13                        9.7%         8.4%           8.6%             8.6%
   14-17                       5.8%         4.3%           4.1%             4.1%
   18-24                      10.5%         8.8%           8.2%             8.1%
   25-34                      12.8%        14.1%          14.0%            13.3%
   35-44                       9.4%        12.4%          12.6%            13.0%
   45-54                      11.5%         9.9%          10.4%            10.7%
   55-64                      14.9%        11.2%          10.8%            10.8%
   65-74                      19.2%        13.8%          13.4%            12.9%
   75-84                        -           8.3%           8.9%             9.1%
   85+                          -           2.0%           2.2%             2.6%

Male Population by Age       25,536       23,497         23,113           22,815

   0-5                         7.6%         8.2%           8.1%             8.0%
   6-13                       11.6%        10.5%          10.9%            10.8%
   14-17                       7.0%         5.2%           4.9%             5.0%
   18-24                      11.7%        10.1%           9.8%             9.7%
   25-34                      14.4%        15.1%          14.8%            14.6%
   35-44                      10.1%        13.6%          14.0%            13.9%
   45-54                      11.0%        10.3%          10.7%            11.1%
   55-64                      13.1%        10.2%           9.9%            10.3%
   65-74                      13.5%        10.6%          10.3%             9.6%
   75-84                        -           5.3%           5.6%             5.8%
   85+                          -           0.9%           1.0%             1.2%

Area defined by Circle: (41.372276,75.703631): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius                                   6/7/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 90.9

----------------------------------Demographics----------------------------------

                 Total           Total      Household      Average     Median HH
            Population      Households     Population      HH Size        Income
1995           109,717          43,676        105,364         2.41       $26,260
2000           107,130          42,831        102,777         2.40       $30,787

------------------------------Expenditure Potential-----------------------------
                                      1995
                             Area Yearly Growth Rate
                            Per Household    1.44%
                                Total        1.05%

-------------------------Retail Support Potential (000)-------------------------
                               1995: 4,359 sq. ft.

--------------------------------------------------------------------------------

Product Potential                1995     2000   1995   2000      Yearly  Bench-
Within All Stores               Total    Total  $ Per  $ Per Growth Rate    mark
                               ($000)   ($000)     HH     HH     Total $   Index

Apparel Store                  38,106   41,239    872    963       1.59%    85.2
Appliance Store                 3,312    2,747     76     64      -3.68%    88.9
Auto-Aftermarket Store         65,518   66,110  1,500  1,544       0.18%    89.7
Convenience Store              37,522   37,547    859    877       0.01%    94.9
Dept. Store                    39,372   41,438    901    967       1.03%    85.3
Drug Store                     36,640   44,272    839  1,034       3.86%   106.8
Electronics Store              14,102   17,983    323    420       4.98%    83.0
Fast Food Restaurant Store     36,936   31,956    846    746      -2.85%    88.5
Full Serv Restaurant Store     36,621   31,426    838    734      -3.01%    89.6
Furniture Store                13,034   11,844    298    277      -1.90%    80.4
Grocery Store                 172,465  188,803  3,949  4,408       1.83%    96.7
Hardware Store                  7,002    7,384    160    172       1.07%    87.1
Home Centers Store             32,488   37,171    744    868       2.73%    85.1
Jewelry Store                   6,291    6,317    144    147       0.08%    85.2
Liquor Store                    9,907    8,701    227    203      -2.56%    89.2
Mass Merchandiser Store        54,396   59,056  1,245  1,379       1.66%    88.0
Photo Store                       727      701     17     16      -0.73%    86.4
Shoe Store                      7,649    8,762    175    205       2.75%    88.0
Sporting Goods Store            6,399    7,247    147    169       2.52%    81.9
Toy Store                       4,773    4,376    109    102      -1.72%    85.6
Variety Store                   3,159    3,472     72     81       1.90%    89.2

Area defined by Circle: (41.372276,75.703631): 5 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius                                   6/7/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential           1995       2000    1995    2000       Yearly  Bench-
Within All Stores          Total      Total   $ Per   $ Per  Growth Rate    mark
                          ($000)     ($000)      HH      HH      Total $   Index

Video Store                2,221      3,676      51      86       10.61%    88.2
                        --------   -------- ------- -------
Total Shopping Center    628,641    662,228  14,393  15,461

All Other Stores         482,167    507,928  11,040  11,859

Total Retail           1,110,808  1,170,156  25,433  27,320

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (41.372276,75.703631): 5 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 1 of 3
BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius                                   6/7/96

                                        1980 Census        1990 Census   Percent
                                      Total  Percent     Total  Percent   Change
Population
    White                           121,333     98.8   110,753     98.0     -8.7
    Black                               897      0.7     1,238      1.1     38.0
    American Indian, Asian & Other      609      0.5     1,028      0.9     68.8
      Total                         122,839    100.0   113,019    100.0     -8.0
    Hispanic                            444      0.4       567      0.5     27.7

Age of Population:
  0-5                                 8,088      6.6     7,890      7.0     -2.4
  6-13                               12,601     10.3    10,197      9.0    -19.1
  14-17                               7,584      6.2     5,133      4.5    -32.3
  18-24                              14,828     12.1    12,549     11.1    -15.4
  25-34                              16,260     13.2    16,113     14.3     -0.9
  35-44                              11,422      9.3    14,178     12.5     24.1
  45-54                              13,451     11.0    10,746      9.5    -20.1
  55-64                              16,826     13.7    11,893     10.5    -29.3
  65+                                21,771     17.7    24,306     21.5     11.6
Median Age Total Population            36.8               38.1               3.6
Median Age Adult Population            48.5               46.8              -3.5

Age of Male Population:
  0-5                                 4,141      7.3     3,998      7.6     -3.5
  6-13                                6,446     11.3     5,268     10.1    -18.3
  14-17                               3,909      6.9     2,609      5.0    -33.3
  18-24                               7,479     13.1     6,235     11.9    -16.6
  25-34                               8,057     14.1     8,014     15.3     -0.5
  35-44                               5,519      9.7     6,948     13.3     25.9
  45-54                               6,116     10.7     5,164      9.9    -15.6
  55-64                               7,310     12.8     5,233     10.0    -28.4
  65+                                 8,036     14.1     8,842     16.9     10.0
  Total                              57,013    100.0    52,313    100.0     -8.2
Median Age Male Population             32.9               35.0               6.4
Median Age Adult Male Population       45.3               43.5              -4.0

Age of Female Population:
  0-5                                 3,947      6.0     3,892      6.4     -1.4
  6-13                                6,155      9.4     4,929      8.1    -19.9
  14-17                               3,675      5.6     2,524      4.2    -31.3
  18-24                               7,349     11.2     6,314     10.4    -14.1
  25-34                               8,203     12.5     8,099     13.3     -1.3
  35-44                               5,903      9.0     7,230     11.9     22.5
  45-54                               7,335     11.1     5,582      9.2    -23.9
  55-64                               9,516     14.5     6,660     11.0    -30.0
  65+                                13,735     20.9    15,464     25.5     12.6
  Total                              65,818    100.0    60,707    100.0     -7.8
Median Age Female Population           41.1               41.2               0.4
Median Age Adult Female Population     51.2               50.2              -1.9

Area defined by Circle: (41.372276,75.703631): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 2 of 3
BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius                                   6/7/96

                                   1980 Census         1990 Census    Percent
                                 Total   Percent     Total   Percent   Change

Total Households                45,961              44,854               -2.4
Household Population           120,145             108,665               -9.6
Average Household Size            2.61                2.42               -7.3

Total Families                  33,078              29,540              -10.7
Average Family Size               3.21                3.07               -4.4
Average Family Income          $18,585             $34,771               87.1

Family Population              106,281      86.5    91,520      81.0    -13.9
Nonfamily Population            13,864      11.3    17,145      15.2     23.7
Group Quarters Population        2,694       2.2     4,354       3.9     61.6
Foreign Born Population          3,912       3.2     2,177       1.9    -44.4

Household Income:
    $ 0 -$9,999                 17,196      37.5    10,220      22.9    -40.6
    $10,000-$14,999              8,514      18.5     5,688      12.7    -33.2
    $15,000-S24,999             12,457      27.1     8,549      19.1    -31.4
    $25,000-$34,999              5,275      11.5     7,453      16.7     41.3
    $35,000-$49,999              1,760       3.8     6,885      15.4    291.2
    $50,000-$74,999                545       1.2     4,148       9.3    661.1
    $75,000-$99,999                151       0.3     1,060       2.4    602.0
    $100,000-$149,999                                  455       1.0
    $150,000+                                          249       0.6

Median Household Income        $13,379             $22,181               65.8
Average Household Income       $15,502             $28,181               81.8

Per Capita Income               $5,922             $11,594               95.8

Median Home Value              $29,810             $61,029              104.7
Average Home Value             $33,200             $67,540              103.4

Median Contract Rent              $139                $248               78.4
Average Contract Rent             $138                $254               84.1

Total Housing Units             49,302     100.0    48,184     100.0     -2.3
    Owner Occupied              27,920      56.6    27,435      56.9     -1.7
    Renter Occupied             18,038      36.6    17,424      36.2     -3.4
    Vacant                       3,341       6.8     3,330       6.9     -0.3

    Mobile Home or Trailer         985       2.0     1,229       2.6     24.8

    Condominiums                    45       0.1       220       0.5    388.9

Area defined by Circle: (41.372276,75.703631): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 3 of 3
BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius                                   6/7/96

                                          1980 Census      1990 Census   Percent
                                        Total  Percent    Total  Percent  Change
Occupation:

   Executive & Managerial               3,511      7.1    4,283      8.7    22.0
   Professional Specialty               4,572      9.3    5,559     11.3    21.6
   Technical Support                    1,290      2.6    1,709      3.5    32.5
   Administrative Support               8,328     16.9    8,758     17.8     5.2
   Sales                                4,531      9.2    5,095     10.4    12.4
     Total White Collar                22,232     45.2   25,404     51.7    14.3
   Prod/Craft/Repair                    6,233     12.7    5,593     11.4   -10.3
   Machine Operators                    8,903     18.1    5,998     12.2   -32.6
   Trans/Material Moving                2,528      5.1    2,283      4.6    -9.7
   Laborers                             2,915      5.9    2,715      5.5    -6.9
       Total Blue Collar               20,726     42.1   16,589     33.7   -20.0
   Farm/Forest/Fish                       147      0.3      223      0.5    51.7
   Protective Service                     927      1.9      794      1.6   -14.3
   Private Service                        130      0.3       63      0.1   -51.5
   Other Service                        5,190     10.5    6,096     12.4    17.5
       Total Employed                  49,205     91.4   49,168     93.9    -0.1

   Unemployed                           4,604      8.6    3,186      6.1   -30.8

   Total Civil Labor Force             53,809    100.0   52,354    100.0    -2.7

Working Mothers                         6,558     47.2    7,621     64.3    16.2
  Child <6 or <6 & 6-17                 2,002     14.4    3,073     25.9    53.5
  Child 6-17 Only                       4,556     32.8    4,548     38.3    -0.2
Nonworking Mothers                      7,347     52.8    4,239     35.7   -42.3

Means of Transportation to Work:
   Drive Alone/Carpool                 39,660     83.2   42,381     88.1     6.9
   Public Transportation                2,544      5.3    1,440      3.0   -43.4
   Other                                5,447     11.4    4,285      8.9   -21.3

Area defined by Circle: (41.372276,75.703631): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius                                   6/7/96

                                  1980 Census  1990 Census  1995 Estimate  2000 Projection

Total Population                      122,839      113,019        109,717          107,130

   White                                98.8%        98.0%          97.6%            97.3%
   Black                                 0.7%         1.1%           1.2%             1.4%
   American Indian                       0.0%         0.1%           0.1%             0.1%
   Asian                                 0.3%         0.7%           0.8%             0.9%
   Other                                 0.2%         0.2%           0.2%             0.3%

   Hispanic                              0.4%         0.5%           0.5%             0.6%

Total Households                       45,961       44,854         43,676           42,831
Household Population                  120,145      108,665        105,364          102,777
Average Household Size                   2.61         2.42           2.41             2.40

Household Income

   $0-9,999                             37.5%        22.9%          18.0%            14.5%
   $10,000-14,999                       18.5%        12.7%          12.0%            10.7%
   $15,000-24,999                       27.1%        19.1%          17.9%            16.7%
   $25,000-34,999                       11.5%        16.7%          15.3%            13.7%
   $35,000-49,999                        3.8%        15.4%          16.8%            17.6%
   $50,000-74,999                        1.2%         9.3%          13.2%            15.8%
   $75,000-99,999                        0.3%         2.4%           3.8%             5.8%
   $100,000-149,999                       -           1.0%           2.2%             3.9%
   $150,000+                              -           0.6%           0.8%             1.3%
     Total                             100.0%       100.0%         100.0%           100.0%

Median Household Income ($)            13,379       22,181         26,260           30,787
Aggregate HH Inc ($000)               711,507    1,259,812      1,470,640        1,703,080
Median Family Income ($)               16,972       29,822         35,306           41,393
Per Capita Income ($)                   5,922       11,594         13,958           16,571

Median Age Total Population              36.8         38.1           38.6             39.0
Median Age Adult Population              48.5         46.8           47.2             47.6

Median Age Female Population             41.1         41.2           41.7             42.2
Median Age Adult Female Population       51.2         50.2           50.5             50.9

Median Age Male Population               32.9         35.0           35.5             35.9
Median Age Adult Male Population         45.3         43.5           43.9             44.2

Area defined by Circle: (41.372276,75.703631): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius                                   6/7/96

                             1980 Census   1990 Census   1995 Estimate  2000 Projection

Total Population by Age          122,839       113,019         109,717          107,130

    0-5                             6.6%          7.0%            6.9%             6.9%
    6-13                           10.3%          9.0%            9.1%             9.0%
    14-17                           6.2%          4.5%            4.9%             4.9%
    18-24                          12.1%         11.1%           10.2%            10.1%
    25-34                          13.2%         14.3%           14.2%            13.8%
    35-44                           9.3%         12.5%           12.8%            13.0%
    45-54                          11.0%          9.5%           10.1%            10.5%
    55-64                          13.7%         10.5%           10.0%            10.2%
    65-74                          17.7%         12.1%           11.8%            11.3%
    75-84                            -            7.5%            7.8%             8.0%
    85+                              -            1.9%            2.1%             2.3%

Female Population by Age          65,818        60,707          58,801           57,358

    0-5                             6.0%          6.4%            6.3%             6.3%
    6-13                            9.4%          8.1%            8.2%             8.2%
    14-17                           5.6%          4.2%            4.5%             4.5%
    18-24                          11.2%         10.4%            9.4%             9.3%
    25-34                          12.5%         13.3%           13.3%            12.8%
    35-44                           9.0%         11.9%           12.1%            12.3%
    45-54                          11.1%          9.2%            9.8%            10.2%
    55-64                          14.5%         11.0%           10.4%            10.5%
    65-74                          20.9%         13.5%           13.3%            12.8%
    75-84                            -            9.3%            9.6%             9.8%
    85+                              -            2.7%            2.9%             3.2%

Male Population by Age            57,013        52,313          50,918           49,764

    0-5                             7.3%          7.6%            7.6%             7.5%
    6-13                           11.3%         10.1%           10.1%            10.0%
    14-17                           6.9%          5.0%            5.3%             5.3%
    18-24                          13.1%         11.9%           11.0%            11.0%
    25-34                          14.1%         15.3%           15.2%            14.9%
    35-44                           9.7%         13.3%           13.7%            13.8%
    45-54                          10.7%          9.9%           10.4%            10.8%
    55-64                          12.8%         10.0%            9.6%             9.9%
    65-74                          14.1%         10.4%           10.1%             9.6%
    75-84                            -            5.5%            5.8%             5.9%
    85+                              -            1.0%            1.2%             1.3%

Area defined by Circle: (41.372276,75.703631): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 1 of 4
Area 1 =  BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                         6/7/96
Area 2 =  BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius
Area 3 =  BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius

Description                                      Area 1      Area 2       Area 3

Population:
    2000 Projection                               5,488      49,003      107,130
    1995 Estimate                                 5,589      49,717      109,717
    1990 Census                                   5,696      50,654      113,019
    1980 Census                                   6,549      54,884      122,839
    Percent Change, 1980 - 1990                   -13.0        -7.7         -8.0
    Percent Change, 1990 - 1995                    -1.9        -1.8         -2.9

1995 Population by Race:
    % White                                        99.5        98.7         97.6
    % Black                                         0.1         0.7          1.2
    % American Indian                               0.0         0.1          0.1
    % Asian                                         0.3         0.3          0.8
    % Other                                         0.1         0.2          0.2
    % Hispanic                                      0.1         0.3          0.5

1995 Population by Age:
    % 0-5                                           6.6         7.4          6.9
    % 6-13                                          9.1         9.7          9.1
    % 14-17                                         4.2         4.4          4.9
    % 18-20                                         3.8         3.9          4.5
    % 21-24                                         4.8         5.1          5.7
    % 25-34                                        13.7        14.4         14.2
    % 35-44                                        14.1        13.3         12.8
    % 45-54                                        11.9        10.5         10.1
    % 55-64                                        12.1        10.4         10.0
    % 65-74                                        12.0        11.9         11.8
    % 75-84                                         6.5         7.4          7.8
    % 85 +                                          1.2         1.7          2.1
    Median Age Total Population                    40.4        38.7         38.6
    Median Age Adult Population                    48.0        47.4         47.2

Households:
    2000 Projection                               2,113      19,908       42,831
    1995 Estimate                                 2,137      20,065       43,676
    1990 Census                                   2,165      20,338       44,854
    1980 Census                                   2,269      20,534       45,961
    Percent Change, 1980 - 1990                    -4.6        -1.0         -2.4
    Percent Change, 1990 - 1995                    -1.3        -1.3         -2.6

1990 Household Population                         5,692      50,259      108,665
1990 Households w/ Children under 18                648       5,933       12,427
1990 Households w/ Persons over 65                  766       7,687       17,441

Area defined by Circle: (41.372276,75.703631): 1 mile(s)
Area defined by Circle: (41.372276,75.703631): 3 mile(s)
Area defined by Circle: (41.372276,75.703631): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 2 of 4
Area 1 =  BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                         6/7/96
Area 2 =  BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius
Area 3 =  BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius

Description                                       Area 1      Area 2      Area 3

1990 Family Population                             5,115      43,535      91,520
1990 Nonfamily Population                            577       6,724      17,145
1990 Group Quarters Population                         4         395       4,354

1990 Average Household Size                         2.63        2.47        2.42
1990 Average Family Size                            3.11        3.06        3.07
1990 Family Households                             1,635      14,123      29,540
1990 Nonfamily Households                            525       6,221      15,316

1995 Household Income:
    % $ 0-$9,999                                     9.0        17.0        18.0
    % $10,000-$14,999                                8.3        12.0        12.0
    % $15,000-$24,999                               19.3        18.4        17.9
    % $25,000-$34,999                               19.7        15.5        15.3
    % $35,000-$49,999                               16.9        17.6        16.8
    % $50,000-$74,999                               16.1        13.6        13.2
    % $75,000-$99,999                                6.9         3.8         3.8
    % $100,000-$149,999                              3.0         1.7         2.2
    % $150,000+                                      0.7         0.4         0.8

2000 Median Household Income                     $36,823     $31,028     $30,787
1995 Median Household Income                     $31,557     $26,578     $26,260
1990 Median Household Income                     $26,828     $22,443     $22,181

2000 Average Household Income                    $45,946     $38,155     $39,763
1995 Average Household Income                    $39,149     $32,389     $33,672
1990 Average Household Income                    $32,847     $27,149     $28,181

2000 Per Capita Income                           $17,703     $15,627     $16,571
1995 Per Capita Income                           $14,980     $13,177     $13,958
1990 Per Capita Income                           $12,361     $10,962     $11,594

2000 Median Family Income                        $44,740     $40,851     $41,393
1995 Median Family Income                        $38,342     $34,992     $35,306
1990 Median Family Income                        $32,596     $29,548     $29,822

1990 Average Family Income                       $37,623     $32,628     $34,771

Area defined by Circle: (41.372276,75.703631): 1 mile(s)
Area defined by Circle: (41.372276,75.703631): 3 mile(s)
Area defined by Circle: (41.372276,75.703631): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 3 of 4
Area 1 =  BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                         6/7/96
Area 2 =  BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius
Area 3 =  BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius

Description                                       Area 1      Area 2      Area 3

1990 Housing Unit Counts:
   Total Units                                     2,252      21,553      48,184
      Occupied Units                               2,165      20,338      44,854
        Owner Occupied                             1,759      13,419      27,435
        Renter Occupied                              403       6,920      17,424
      Vacant Units                                    87       1,215       3,330
        Year Round                                    82       1,179       3,248
        Seasonal                                       5          36          81

1990 Housing Unit Percents:
   % Occupied of Total Units                        96.1        94.4        93.1
     % Owner Units of Occupied Units                81.2        66.0        61.2
     % Renter Units of Occupied Units               18.6        34.0        38.8
   % Vacant of Total Units                           3.9         5.6         6.9
     % Year Round of Vacant Units                   94.3        97.0        97.5
     % Seasonal of Vacant Units                      5.7         3.0         2.4
   % Condominiums of Total Units                     0.0         0.2         0.5

1990 Condominiums:
  Total Condominium Units                              0          35         220
      % Owner Occupied                               0.0         0.0        21.8
      % Renter Occupied                              0.0       100.0        71.8
      % Vacant                                       0.0         0.0         6.4

1990 Units in Structure:
   % 1, Detached                                    65.0        50.6        46.9
   % 1, Attached                                     2.9         4.8         5.6
   % 2                                              13.5        20.7        20.5
   % 3-9                                             6.5        16.2        17.6
   % 10-49                                           0.4         1.4         2.6
   % 50+                                             0.0         0.1         2.7
   % Mobile Homes                                   10.5         4.6         2.6
   % Other                                           1.2         1.6         1.6

1990 Median Home Value                           $70,110     $62,073     $61,029
1990 Median Contract Rent                           $253        $235        $248

Area defined by Circle: (41.372276,75.703631): 1 mile(s)
Area defined by Circle: (41.372276,75.703631): 3 mile(s)
Area defined by Circle: (41.372276,75.703631): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report
CBC - C175O-41                                                       Page 4 of 4
Area 1 =  BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                         6/7/96
Area 2 =  BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius
Area 3 =  BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius

Description                                           Area 1    Area 2    Area 3

1995 Total Employed                                    2,598    12,989    42,301
1995 Socio-Economic Measure                               52        35        37

1990 Occupation:
    Total Civil Labor Force                            2,921    24,002    52,354
       % Unemployed                                      6.1       6.5       6.1

    Total Employed                                     2,743    22,437    49,168
       % White Collar                                   53.4      49.1      51.7
         % Executive & Managerial                        9.2       8.0       8.7
         % Professional Specialty                       10.0       9.7      11.3
         % Technical Support                             3.8       3.8       3.5
         % Administrative Support                       19.6      17.9      17.8
         % Sales                                        10.7       9.7      10.4
       % Blue Collar                                    30.7      36.3      33.7
         % Precision Production, Craft & Repair         10.9      12.0      11.4
         % Machine Operators                             8.5      13.3      12.2
         % Transportation & Material Moving              6.0       5.1       4.6
         % Laborers                                      5.3       5.9       5.5
       % Farming, Forestry & Fishing                     0.1       0.5       0.5
       % Service: Private Household                      0.0       0.1       0.1
       % Service: Protective                             4.0       2.1       1.6
       % Service: Other                                 11.8      11.9      12.4

1990 Educational Attainment (Age 25 & Over):
    % Less than Grade 9                                  8.4      11.6      11.7
    % Grade 9-12 (No Diploma)                           15.0      18.2      17.7
    % High School Graduate or Equivalency               46.3      42.8      40.4
    % Some College (No Degree)                          14.2      11.5      11.8
    % Associate Degree                                   6.8       6.1       6.1
    % Bachelor Degree                                    5.6       6.4       7.5
    % Graduate or Professional Degree                    3.8       3.4       4.8

Area defined by Circle: (41.372276,75.703631): 1 mile(s)
Area defined by Circle: (41.372276,75.703631): 3 mile(s)
Area defined by Circle: (41.372276,75.703631): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                               Market Stats Report

CBC - Cl750-4l                                                       Page 1 of 9
Area 1 = BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                          6/7/96
Area 2 = BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius
Area 3 = BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius

--------------------------------------------------------------------------------
Description                                     Area 1      Area 2       Area 3

--------------------------------------------------------------------------------

1995 Socio-Economic Measure:                        52          35           37

1995 Employment:                                 2,598      12,989       42,301

Population:
    2000 Projection                              5,488      49,003      107,130
    1995 Estimate                                5,589      49,717      109,717
    1990 Census                                  5,696      50,654      113,019
    1990-1995 % Change (Growth)                  -1.9%       -1.8%        -2.9%

    1990 Group Quarters Population                   4         395        4,354

1995 % Population by Race:
    White                                        99.5%       98.7%        97.6%
    Black                                         0.1%        0.7%         1.2%
    American Indian, Eskimo & Aleut               0.0%        0.1%         0.1%
    Asian or Pacific Islander                     0.3%        0.3%         0.8%
    Other                                         0.1%        0.2%         0.2%

    Hispanic                                      0.1%        0.3%         0.5%

1990 % Population by Race:
    White                                        99.6%       99.0%        98.0%
    Black                                         0.1%        0.5%         1.1%
    American Indian, Eskimo & Aleut               0.0%        0.1%         0.1%
    Asian or Pacific Islander                     0.2%        0.2%         0.7%
    Other                                         0.1%        0.1%         0.2%

    Hispanic                                      0.1%        0.3%         0.5%

1995 % Population by Sex:
     Male                                        48.0%       46.5%        46.4%
     Female                                      52.0%       53.5%        53.6%

1990 % Population by Sex:
     Male                                        48.1%       46.4%        46.3%
     Female                                      51.9%       53.6%        53.7%

2000 Pop per Square Mile (Pop Density)           853.2     1,658.4      1,553.2
1995 Pop per Square Mile (Pop Density)           868.9     1,682.6      1,590.7
1990 Pop per Square Mile (Pop Density)           885.5     1,714.3      1,638.6

Area (Square Miles)                                6.4        29.5         69.0
Area (Square Kilometers)                          16.7        76.5        178.6

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 2 of 9
Area 1 =   BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                        6/7/96
Area 2 =   BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius
Area 3 =   BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius

--------------------------------------------------------------------------------
Description                                      Area 1      Area 2      Area 3

--------------------------------------------------------------------------------

Households:
    2000 Projection                               2,113      19,908      42,831
    1995 Estimate                                 2,137      20,065      43,676
    1990 Census                                   2,165      20,338      44,854
    1990-1995 % Change (Growth)                   -1.3%       -1.3%       -2.6%

2000 Average Household Size                        2.60        2.44        2.40
1995 Average Household Size                        2.61        2.46        2.41
1990 Average Household Size                        2.63        2.47        2.42

2000 Per Capita Income                          $17,703      15,627      16,571
1995 Per Capita Income                          $14,980      13,177      13,958
1990 Per Capita Income                          $12,361      10,962      11,594

2000 Median Family Income                       $44,740      40,851      41,393
1995 Median Family Income                       $38,342      34,992      35,306
1990 Median Family Income                       $32,596      29,548      29,822

2000 Median Household Income                    $36,823      31,028      30,787
1995 Median Household Income                    $31,557      26,578      26,260
1990 Median Household Income                    $26,828      22,443      22,181

2000 Average Household Income                   $45,946      38,155      39,763
1995 Average Household Income                   $39,149      32,389      33,672
1990 Average Household Income                   $32,847      27,149      28,181

1995 % Household Income:
      $0-$9,999                                    9.0%       17.0%       18.0%
      $10,000-$14,999                              8.3%       12.0%       12.0%
      $15,000-$24,999                             19.3%       18.4%       17.9%
      $25,000-$34,999                             19.7%       15.5%       15.3%
      $35,000-$49,999                             16.9%       17.6%       16.8%
      $50,000-$74,999                             16.1%       13.6%       13.2%
      $75,000-$99,999                              6.9%        3.8%        3.8%
      $100,000-$149,999                            3.0%        1.7%        2.2%
      $150,000+                                    0.7%        0.4%        0.8%

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 3 of 9
Area 1 =  BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                         6/7/96
Area 2 =  BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius
Area 3 =  BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius

--------------------------------------------------------------------------------
Description                                       Area 1      Area 2      Area 3

--------------------------------------------------------------------------------

1990 % Household Income:
    $0-$9,999                                      11.8%       21.3%       22.9%
    $10,000-$14,999                                11.1%       13.3%       12.7%
    $15,000-$24,999                                22.6%       19.4%       19.1%
    $25,000-$34,999                                18.0%       17.4%       16.7%
    $35,000-$49,999                                17.8%       16.3%       15.4%
    $50,000-$74,999                                13.6%        9.4%        9.3%
    $75,000-$99,999                                 3.5%        2.0%        2.4%
    $100,000-$149,999                               0.9%        0.6%        1.0%
    $150,000+                                       0.7%        0.2%        0.6%

1995 % Population by Age:
    0-5                                             6.6%        7.4%        6.9%
    6-13                                            9.1%        9.7%        9.1%
    14-17                                           4.2%        4.4%        4.9%
    18-20                                           3.8%        3.9%        4.5%
    21-24                                           4.8%        5.1%        5.7%
    25-34                                          13.7%       14.4%       14.2%
    35-44                                          14.1%       13.3%       12.8%
    45-54                                          11.9%       10.5%       10.1%
    55-64                                          12.1%       10.4%       10.0%
    65-74                                          12.0%       11.9%       11.8%
    75-84                                           6.5%        7.4%        7.8%
    85+                                             1.2%        1.7%        2.1%
    Median Age Total Population                     40.4        38.7        38.6
    Median Age Adult Population                     48.0        47.4        47.2

1990 % Population by Age:
    0-5                                             6.6%        7.5%        7.0%
    6-13                                            9.6%        9.4%        9.0%
    14-17                                           4.6%        4.7%        4.5%
    18-20                                           3.8%        3.9%        5.2%
    21-24                                           5.4%        5.5%        5.9%
    25-34                                          13.4%       14.6%       14.3%
    35-44                                          14.6%       13.0%       12.5%
    45-54                                          11.4%       10.1%        9.5%
    55-64                                          12.3%       10.7%       10.5%
    65-74                                          11.9%       12.3%       12.1%
    75-84                                           5.6%        6.9%        7.5%
    85 +                                            1.0%        1.5%        1.9%
    Median Age Total Population                     39.5        38.3        38.1
    Median Age Adult Population                     47.1        47.1        46.8

       Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC-C1750-41                                                         Page 4 of 9
Area 1 = BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                          6/7/96
Area 2 = BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius
Area 3 = BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius

--------------------------------------------------------------------------------
Description                                           Area 1    Area 2    Area 3

--------------------------------------------------------------------------------

1995 % Female Population by Age:
      0-5                                               5.8%      6.8%      6.3%
      6-13                                              8.4%      8.6%      8.2%
      14-17                                             4.0%      4.1%      4.5%
      18-20                                             3.6%      3.6%      4.1%
      21-24                                             4.5%      4.6%      5.3%
      25-34                                            13.2%     14.0%     13.3%
      35-44                                            13.2%     12.6%     12.1%
      45-54                                            12.2%     10.4%      9.8%
      55-64                                            13.0%     10.8%     10.4%
      65-74                                            12.8%     13.4%     13.3%
      75-84                                             7.7%      8.9%      9.6%
      85 +                                              1.6%      2.2%      2.9%
      Female Median Age Total Population                43.0      41.4      41.7
      Female Median Age Adult Population                50.0      50.0      50.5

1990 % Female Population by Age:
     0-5                                                5.6%      6.9%      6.4%
     6-13                                               9.0%      8.4%      8.1%
     14-17                                              4.4%      4.3%      4.2%
     18-20                                              3.4%      3.7%      4.9%
     21-24                                              4.6%      5.1%      5.5%
     25-34                                             13.2%     14.1%     13.3%
     35-44                                             14.2%     12.4%     11.9%
     45-54                                             11.6%      9.9%      9.2%
     55-64                                             12.8%     11.2%     11.0%
     65-74                                             13.0%     13.8%     13.5%
     75-84                                              6.8%      8.3%      9.3%
     85 +                                               1.4%      2.0%      2.7%
     Female Median Age Total Population                 41.8      41.0      41.2
     Female Median Age Adult Population                 49.3      49.8      50.2

1990 % Hispanic Population by Type:
      Not of Hispanic Origin                           99.9%     99.7%     99.5%
      Mexican                                           0.0%      0.1%      0.1%
      Puerto Rican                                      0.1%      0.2%      0.2%
      Cuban                                             0.0%      0.0%      0.0%
      Other Hispanic                                    0.0%      0.1%      0.2%

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 5 of 9
Area 1 =  BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                         6/7/96
Area 2 =  BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius
Area 3 =  BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius

--------------------------------------------------------------------------------
Description                                         Area 1     Area 2     Area 3

--------------------------------------------------------------------------------

1990 % Population Enrolled in School (Age 3 & Over):

      Preprimary School                               6.7%       9.4%       7.8%
      Elementary and High School                     66.9%      67.9%      60.7%
      College                                        26.4%      22.7%      31.5%

    Total School Enrollment                          1,142     10,318     25,306

1990 % Educational Attainment (Age 25 & Over):

      Less than Grade 9                               8.4%      11.6%      11.7%
      Grade 9-12 (No Diploma)                        15.0%      18.2%      17.7%
      High School Graduate or Equivalency            46.3%      42.8%      40.4%
      Some College (No Degree)                       14.2%      11.5%      11.8%
      Associate Degree                                6.8%       6.1%       6.1%
      Bachelor Degree                                 5.6%       6.4%       7.5%
      Graduate or Professional Degree                 3.8%       3.4%       4.8%

1990 % Employment Status:

      Total Labor Force:
          Armed Forces                                0.0%       0.0%       0.1%
          Civilian:
              Employed                               59.3%      54.7%      53.3%
              Unemployed                              3.9%       3.8%       3.5%
      Not In Labor Force                             36.8%      41.4%      43.2%

       Female Labor Force:
          Armed Forces                                0.0%       0.0%       0.0%
          Civilian:
              Employed                               52.5%      45.9%      45.2%
              Unemployed                              3.6%       3.4%       3.0%
      Not In Labor Force                             43.9%      50.7%      51.9%

1990 % Working Mothers:

      Child < 6 Only                                 11.5%      14.6%      15.3%
      Child 6-17 Only                                43.3%      37.3%      38.3%
      Child < 6 & 6-17                               11.5%      10.7%      10.6%
      Nonworking Mothers                             33.7%      37.4%      35.7%

      Total Mothers                                    617      5,615     11,860

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 6 of 9
Area 1 =   BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                        6/7/96
Area 2 =   BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius
Area 3 =   BIRNEY PLAZA - MOOSIC, PA S Mile Radius

--------------------------------------------------------------------------------
Description                                         Area 1     Area 2     Area 3

--------------------------------------------------------------------------------

1990 % Industry Employment:
      Agriculture/Forestry/Fishing                    0.0%       0.4%       0.4%
      Mining                                          0.8%       0.2%       0.2%
      Construction                                    5.1%       4.8%       4.9%
      Manufacturing:
        Nondurable Goods                             11.5%      14.0%      13.4%
        Durable Goods                                 8.9%       9.5%       8.8%
      Transportation                                  6.5%       5.8%       5.0%
      Communications & Public Utilities               2.5%       2.7%       2.5%
      Wholesale Trade                                 6.4%       5.4%       4.9%
      Retail Trade                                   20.6%      18.5%      18.8%
      Finance/Insurance/Real Estate                   5.6%       5.0%       5.1%
      Services:
        Business & Repair                             2.9%       3.3%       3.5%
        Personal                                      2.0%       2.7%       2.8%
        Entertainment & Recreation                    0.4%       0.8%       0.8%
        Health                                       10.8%      11.3%      11.3%
        Educational                                   5.7%       5.5%       7.3%
        Other Professional & Related                  3.4%       5.0%       5.7%
      Public Administration                           7.0%       5.0%       4.6%
      Total                                          2,750     22,438     49,162

1990 % Occupation:
      Executive & Managerial                          9.2%       8.0%       8.7%
      Professional Specialty                         10.0%       9.7%      11.3%
      Technical Support                               3.8%       3.8%       3.5%
      Sales                                          10.7%       9.7%      10.4%
      Administrative Support                         19.6%      17.9%      17.8%
      Service: Private Household                      0.0%       0.1%       0.1%
      Service: Protective                             4.0%       2.1%       1.6%
      Service: Other                                 11.8%      11.9%      12.4%
      Farming, Forestry & Fishing                     0.1%       0.5%       0.5%
      Precision Production, Craft & Repair           10.9%      12.0%      11.4%
      Machine Operator, Assemblers & Inspectors       8.5%      13.3%      12.2%
      Transportation & Material Moving                6.0%       5.1%       4.6%
      Laborers                                        5.3%       5.9%       5.5%

      White Collar Total                             53.4%      49.1%      51.7%
      Blue Collar Total                              30.7%      36.3%      33.7%

   Total Employed                                    2,746     22,433     49,169

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 7 of 9
Area 1 =  BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                         6/7/96
Area 2 =  BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius
Area 3 =  BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius

--------------------------------------------------------------------------------
Description                                      Area 1      Area 2      Area 3

--------------------------------------------------------------------------------

1990 % Marital Status:
      Total Male:                                 2,222      18,774      42,367
         Never Married                            28.9%       29.9%       33.2%
         Married                                  61.4%       58.3%       54.4%
         Separated                                 1.5%        1.7%        1.8%
         Widowed                                   3.5%        4.2%        4.5%
         Divorced                                  4.7%        5.8%        6.1%

      Total Female:                               2,495      22,734      51,301
         Never Married                            22.6%       23.9%       26.2%
         Married                                  54.4%       48.0%       44.7%
         Separated                                 1.5%        2.3%        2.2%
         Widowed                                  16.2%       18.5%       19.6%
         Divorced                                  5.4%        7.3%        7.2%

1990 Households by Type:
     One Person Households                          494       5,798      14,068
     Two or more Person Households:
         Family Households:
           Married Couple                         1,315      10,551      22,065
           Male Householder                          79         772       1,549
           Female Householder                       241       2,800       5,926
         Nonfamily Households                        33         421       1,254

1990 Family Households With Children
      Married Couple Family                         533       4,341       9,124
      Male Householder                               28         242         457
      Female Householder                             81       1,324       2,780

1990 Population by Household Type:
     Family Households                            5,115      43,535      91,520
     Nonfamily Households                           577       6,724      17,145

1990 Households With:
      Children Under 18                             648       5,933      12,427
      Persons Over 65                               766       7,687      17,441
      Householder Over 65                           679       7,017      16,045

1990 Average Family Size                           3.11        3.06        3.07

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 8 of 9
Area 1 =  BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                         6/7/96
Area 2 =  BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius
Area 3 =  BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius

--------------------------------------------------------------------------------
Description                                       Area 1      Area 2      Area 3

--------------------------------------------------------------------------------

1990 Median Home Value                           $70,110      62,073      61,029
1990 Average Home Value                          $75,688      67,075      67,540
1990 Median Contract Rent                           $253         235         248
1990 Average Contract Rent                          $252         235         254

1990 Persons In Unit:
      1 Person Units                                 494       5,798      14,068
      2 Person Units                                 690       6,430      13,644
      3 Person Units                                 426       3,556       7,346
      4+ Person Units                                551       4,554       9,796

1990 Housing Unit Counts:
      Total Units                                  2,252      21,553      48,184
        % Occupied                                 96.1%       94.4%       93.1%
        % Vacant                                    3.9%        5.6%        6.9%
        % Year Round                                3.6%        5.5%        6.7%
        % Seasonal                                  0.2%        0.2%        0.2%
      Occupied Units                               2,165      20,338      44,854
         % Owner Occupied                          81.2%       66.0%       61.2%
         % Renter Occupied                         18.6%       34.0%       38.8%
      Vacant Units                                    87       1,215       3,330
         % Year Round of Vacant Units              94.3%       97.0%       97.5%
         % Seasonal of Vacant Units                 5.7%        3.0%        2.4%

1990 Total Housing Units in Structure              2,252      21,553      48,184
      1, Detached                                  65.0%       50.6%       46.9%
      1, Attached                                   2.9%        4.8%        5.6%
      2,                                           13.5%       20.7%       20.5%
      3-9                                           6.5%       16.2%       17.6%
      10-49                                         0.4%        1.4%        2.6%
      50+                                           0.0%        0.1%        2.7%
      Mobile Home or Trailer                       10.5%        4.6%        2.6%
      Other                                         1.2%        1.6%        1.6%

1990 Housing Units by Year Built                   1,674      13,411      27,429
      Built 1985 to March, 1990                     5.8%        4.3%        2.9%
      Built 1980 to 1984                            6.8%        3.5%        2.5%
      Built 1970 to 1979                           22.5%       12.7%        9.8%
      Built 1960 to 1969                           15.9%       10.1%        8.4%
      Built 1950 to 1959                            9.2%        8.2%        7.4%
      Built 1949 or Earlier                        39.8%       61.1%       68.8%

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 9 of 9
Area 1 =  BIRNEY PLAZA - MOOSIC, PA 1 Mile Radius                         6/7/96
Area 2 =  BIRNEY PLAZA - MOOSIC, PA 3 Mile Radius
Area 3 =  BIRNEY PLAZA - MOOSIC, PA 5 Mile Radius

--------------------------------------------------------------------------------
Description                                     Area 1      Area 2       Area 3

--------------------------------------------------------------------------------

1990 % Means of Transportation to Work:
      Car, Truck or Van:
         Drove Alone                             77.8%       73.4%        71.1%
         Carpooled                               15.1%       17.1%        17.0%
      Public Transportation                       2.6%        3.2%         3.0%
      Other Means                                 2.5%        5.2%         7.5%
      Worked at Home                              1.9%        1.2%         1.4%

1990% Travel Time to Work:
      0-14 Minutes                               39.1%       43.0%        48.2%
      15-29 Minutes                              47.7%       43.7%        38.9%
      30-59 Minutes                               9.7%       11.0%        10.7%
      60-89 Minutes                               3.1%        1.8%         1.7%
      90+ Minutes                                 0.4%        0.5%         0.5%

1990 Households by Number of Vehicles:
      1 Vehicle                                    662       7,741       17,387
      2 Vehicles                                   881       6,425       13,303
      3 Vehicles                                   286       1,739        3,581
      4 Vehicles                                    51         348          907
      5 or More Vehicles                            12          82          251

Area defined by Circle: (41.372276,75.703631): 1 mile(s)
Area defined by Circle: (41.372276,75.703631): 3 mile(s)
Area defined by Circle: (41.372276,75.703631): 5 mile(s)

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

================================================================================
                                                            ADDENDUM F RENT ROLL
--------------------------------------------------------------------------------

                                   ADDENDUM F
                                    RENT ROLL


--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   Mark Centers Trust Annual Rent Roll                                    17
Date:                                                         BIRNEY PLAZA                                             05/09/96
Report Date:  05/09/96                                                                                                 10:47:23
------------------------------------------------------------------------------------------------------------------------------------

                                             Occupancy  --Rent Dates---    Square      Base    Rent      -----Com------  --Taxes--
Bldg/Suite/Lease        Tenant Name            Status   Start     Expire   footage     Rent  Per Sq Ft  Base  Fixed  Rec  Fixed  Rec
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                                  <C
330542-00010-000001  FASHION BUG #106          ACTIVE  05/24/78  05/31/98    9,000                         0   4,984  x           x
330542-00070-000004  THRIFT DRUG               ACTIVE  11/01/71  10/31/01   12,000    33,000    2.75       0  12,488  x           x
330542-00090-000005  SPA CONSULTANTS           ACTIVE  07/01/91  07/31/96   12,000   105,000    8.75  15,000  15,000  x    8,485  x
330542-00100-000006  DINOS AND FRANCESCOS      ACTIVE  12/01/80  11/30/00    2,000    21,000   10.50       0   2,751  x    1,414  x
330542-00120-000007  WINE & SPIRITS SHOPPE     ACTIVE  10/01/81  09/30/98    2,406    13,296    5.53       0    None              x
330542-00130-000008  HOLIDAY HAIR FASHIONS     ACTIVE  08/01/88  07/31/99    1,500    10,875    7.25       0   1,125  x    1,061  x
330542-00140-000009  MATTRESS MAN              ACTIVE  07/28/93  07/31/98    4,000    36,000    9.00   2,000   3,073  x    2,840  x
330542-00160-000010  K MART                    ACTIVE  10/02/74  10/31/99  104,956   204,664    1.95       0                      x
330542-00170-000011  BIG LOTS                  ACTIVE  03/01/93  01/31/98   30,537    91,611    3.00       0  13,742  x           x
330542-00180-000012  LONG JOHN SILVERS         ACTIVE  09/15/74  10/01/01        0    12,350     .00       0                      x
330542-00190-000013  PONDEROSA STEAK HOUSE     ACTIVE  12/10/79  12/31/96   23,658    12,000     .51       0          x
330542-00040-000014  COLORTYME                 ACTIVE  05/28/81  05/31/99    3,500    27,000    7.71   3,270   3,270  x    2,121  x
330542-00030-000015  THE EVERYTHING $.99 S     ACTIVE  09/23/95  08/31/98    4,000    28,000    7.00       0   3,262  x    2,720  x

                                                        ----------------------------------------------------------------------------
                                                        Total GLA:         209,557   594,796          59,696              18,641
                                                        Building File:     212,057
                                                        Vacant Space:            0
                                                        ----------------------------------------------------------------------------

----------------------------------------------------------------

                                             Insurance  %Rent
Bldg/Suite/Lease        Tenant Name             Rec     Clause
----------------------------------------------------------------

330542-00010-000001  FASHION BUG #106           x       YES
330542-00070-000004  THRIFT DRUG                        YES
330542-00090-000005  SPA CONSULTANTS            x       YES
330542-00100-000006  DINOS AND FRANCESCOS       x
330542-00120-000007  WINE & SPIRITS SHOPPE
330542-00130-000008  HOLIDAY HAIR FASHIONS      x       YES
330542-00140-000009  MATTRESS MAN               x       YES
330542-00160-000010  K MART                             YES
330542-00170-000011  BIG LOTS                   x       YES
330542-00180-000012  LONG JOHN SILVERS                  YES
330542-00190-000013  PONDEROSA STEAK HOUSE              YES
330542-00040-000014  COLORTYME                  x
330542-00030-000015  THE EVERYTHING $.99 S              YES

-------------------------------------------------------------------------------------
                                Detail Rent Roll                     Page:   61
                                  BIRNEY PLAZA                       Date: 05/14/96
Report Date: 05/14/96                                                Time: 14:19:02
-------------------------------------------------------------------------------------
                                    -- Rent Dates -
Suite                               Commence Expire       Square    Monthly   Annual
No.   Tenant Name                   Start                Footage    Base Rent Rate/SF
-------------------------------------------------------------------------------------

00010 FASHION BUG #106               05/24/78 05/31/98      9,000          0.00   0 00
                                     05/24/78


00070 THRIFT DRUG                    11/01/71 10/31/01     12,000      2,750.00   2.75
                                     11/01/71

00090 SPA CONSULTANTS                07/01/91 07/31/96     12,000      8,750.00   8.75
                                     07/01/91


00100 DINOS AND FRANCESCOS REST.     12/01/90 11/30/00      2,000      1,750.00  10.50
                                     12/01/80



00120 WINE & SPIRITS SHOPPE -  #350  10/01/81 09/30/98      2,406      1,108.00   5.53
                                     10/01/81

00130 HOLIDAY HAIR FASHIONS          08/01/88 07/31/99      1,500        906.25   7.25
                                     08/01/88


00140 MATTRESS MAN                   07/28/93 07/31/98      4,000      3,000.00   9.00
                                     07/28/93


00160 K MART                         10/02/74 10/31/99    104,956     17,055.33   1.95
                                     10/02/74

00170 BIG LOTS                       03/01/93 01/31/98     30,537      7,634.25   3.00
                                     03/01/93

00180 LONG JOHN SILVERS              09/15/74 10/01/01          0      1,029.17   0.00
                                     09/15/74

00190 PONDEROSA STEAK HOUSE - #084   12/10/79 12/31/96     23,658      1,000.00   0.51
                                     12/10/79

00040 COLORTYME                      05/28/81 05/31/99      3,500      2,250.00    7.71
                                     05/28/81

-------------------------------------------------------------------------------------------------------------------------

Suite                               ---- Cost Recovery ---- Expense ---- Other Income ----- --- Future Rent Increases ---
No.   Tenant Name                   Description   Monthly   Stop    Description   Monthly   Date   Monthly  Amt.   Per Sf
-------------------------------------------------------------------------------------------------------------------------

00010 FASHION BUG #106                                               MAINTENANC    415.37
                                                                     UTILITY IN     23.18
                                                                               ---------
                                                                                   438.55

00070 THRIFT DRUG                                                    MAINTENANC 1,040.69


00090 SPA CONSULTANTS                                                MAINTENANC 1,250.00
                                                                     REAL ESTAT   707.06
                                                                               ---------
                                                                                1,957.06

00100 DINOS AND FRANCESCOS REST.                                     MAINTENANC   229.28  12/01/96    1,791.67     10.75
                                                                     REAL ESTAT   117.85  12/01/97    1,833.34     11.00
                                                                               ---------  12/01/98    1,875.00     11.25
                                                                                  347.13  12/01/99    1,916.67     11.50
                                                                                          12/01/00    1,958.34     11.75
                                                                                          12/01/01    2,000.00     12.00
                                                                                          12/01/02    2,050.00     12.30
                                                                                          12/01/03    2,100.00     12.60
                                                                                          12/01/04    2,150.00     12.90

00120 WINE & SPIRITS SHOPPE -  #350                                                       10/01/98    1,250.00      6.23


00130 HOLIDAY HAIR FASHIONS                                          MAINTENANC    93.75  08/01/96      937.50      7.50
                                                                     REAL ESTAT    88.39
                                                                               ---------
                                                                                  182.14

00140 MATTRESS MAN                                                   MAINTENANC   256.09  07/01/96    3,333.34     10.00
                                                                     REAL ESTAT   236.66
                                                                               ---------
                                                                                  492.75
00160 K MART

00170 BIG LOTS                                                       MAINTENANC 1,145.14

00180 LONG JOHN SILVERS                                                                   10/02/96   1,108.34       0.00

00190 PONDEROSA STEAK HOUSE - #084

00040 COLORTYME                                                      MAINTENANC   272.50  06/01/97   2,362.5        8.10
                                                                     REAL ESTAT   176.77
                                                                               ---------
                                                                                  449.27

-------------------------------------------------------------------------------------
                                Detail Rent Roll                     Page:   62
                                  BIRNEY PLAZA                       Date: 05/14/96
Report Date: 05/14/96                                                Time: 14:20:01
-------------------------------------------------------------------------------------
                                    -- Rent Dates -
Suite                               Commence Expire       Square    Monthly   Annual
No.   Tenant Name                   Start                Footage    Base Rent Rate/SF
-------------------------------------------------------------------------------------
00030 THE EVERYTHING $ .99 STORE    08/25/95 08/31/98     4,000      2,333 34   7.00
                                      09/23/95

------------------------------------------------------------------------------------
Total Building                     Occupied Sqft:  99%  209,557     49,566.34
                                  Available Sqft:   1%    2,500
                                      Total Sqft:       212,057
------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

Suite                               ---- Cost Recovery ---- Expense ---- Other Income ----- --- Future Rent Increases ---
No.   Tenant Name                   Description   Monthly   Stop    Description   Monthly   Date   Monthly  Amt.   Per Sf
-------------------------------------------------------------------------------------------------------------------------

00030 THE EVERYTHING $ 99 STORE                                      MAINTENANC   271.84    09/01/98   2,500.00    7.50
                                                                     REAL ESTAT   226.67
                                                                               ---------
                                                                                  498.51

----------------------------------------------------------------------------------------
                                                  0.00                          6,551.24
----------------------------------------------------------------------------------------

================================================================================
                                                     ADDENDUM G PRO-JECT REPORTS
--------------------------------------------------------------------------------

                         ADDENDUM G - PRO-JECT REPORTS


--------------------------------------------------------------------------------

                          BIRNEY PLAZA S.C., MOOSIC, PA
                           PROJECT ASSUMPTIONS REPORT
                              INCLUDING ALL TENANTS

BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF BIRNEY PLAZA S.C., MOOSIC, PA BEGINNING 6/1996 FOR 31 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES
-------------

NRA
1996 VALUE -     212,057
THEREAFTER - CONSTANT

OCCA

1996  VALUE -   212,057
1997  VALUE -   212,057
1998  VALUE -   212,057
1999  VALUE -   210,807
2000  VALUE -   212,057
2001  VALUE -   207,039
2002  VALUE -   211,849
2003  VALUE -   211,057
2004  VALUE -   210,932
2005  VALUE -   211,765
2006  VALUE -   209,390
2007  VALUE -   209,164
2008  VALUE -   203,756
2009  VALUE -   211,432
2010  VALUE -   211,099
2011  VALUE -   209,557
2012  VALUE -   205,831
2013  VALUE -   202,173
2014  VALUE -   211,057
2015  VALUE -   187,149
2016  VALUE -   187,899
2017  VALUE -   180,173
2018  VALUE -   178,515
2019  VALUE -   187,399
2020  VALUE -   187,149
2021  VALUE -   187,899
2022  VALUE -   180,381
2023  VALUE -   182,351
2024  VALUE -   183,354
2025  VALUE -   187,274
2026  VALUE -   188,107
THEREAFTER - CONSTANT

VACA
+100.0% OF NRA -100.0% OF OCCA

GROWTH RATES
------------

RENT

1996 VALUE -        3.00
THEREAFTER - CONSTANT

EXP.

1996 VALUE -        3.00
THEREAFTER - CONSTANT

2.0%
1996 VALUE -        2.00
THEREAFTER - CONSTANT

3.0%
1996 VALUE -        3.00
THEREAFTER - CONSTANT

TAX
1996 VALUE -        1.00
1997 VALUE -        2.00
1998 VALUE -        3.00
THEREAFTER - CONSTANT

MARKET RATES
------------

ANCR
1996 VALUE -        6.00
THEREAFTER - GROWING AT GROWTH RATE RENT

STOR
1996 VALUE -        7.50
THEREAFTER - GROWING AT GROWTH RATE RENT

MISCELLANEOUS INCOMES
---------------------

NONE

EXPENSES
--------

CAM                , REFERRED TO AS CAM
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     120.000
THEREAFTER - GROWING AT GROWTH RATE EXP.

REAL ESTATE TAXES , REFERRED TO AS TAX
CHARGED AGAINST NET OPERATING INCOME

1996 VALUE -      136,164

THEREAFTER - GROWING AT GROWTH RATE TAX

INSURANCE         , REFERRED TO AS INS.
CHARGED AGAINST NET OPERATING INCOME

1996 VALUE -      20,600
THEREAFTER - GROWING AT GROWTH RATE EXP.

MANAGEMENT FEES   , REFERRED TO AS MGT
AN INFORMATIONAL EXPENSE
1996 VALUE  -     26,922
1997 VALUE  -     27,269
1998 VALUE  -     28,064
1999 VALUE  -     28,240
2000 VALUE  -     28,996
2001 VALUE  -     27,843
2002 VALUE  -     29,982
2003 VALUE  -     30,626
2004 VALUE  -     31,051
2005 VALUE  -     31,907
2006 VALUE  -     31,539
2007 VALUE  -     32,095
2006 VALUE  -     36,621
2009 VALUE  -     40,896
2010 VALUE  -     41,803
2011 VALUE  -     42,580
2012 VALUE  -     43,152
2013 VALUE  -     44,043
2014 VALUE  -     49,921
2015 VALUE  -     50,101
2016 VALUE  -     51,645
2017 VALUE  -     49,821
2018 VALUE  -     50,021
2019 VALUE  -     55,610
2020 VALUE  -     56,817
2021 VALUE  -     58,591
2022 VALUE  -     56,471
2023 VALUE  -     58,878
2024 VALUE  -     61,422
2025 VALUE  -     65,228
2026 VALUE  -     67,366

THEREAFTER - CONSTANT

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY

1996 VALUE -       2.00
THEREAFTER - CONSTANT

MANAGEMENT FEE
--------------

PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
PASSED THROUGH TO TENANTS USING EXPENSE MGT
1996 VALUE -        3.00
THEREAFTER - CONSTANT

COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 - 4.500% OF TOTAL RENT

STANDARD METHOD #2 - 2.250% OF TOTAL RENT

STANDARD METHOD #3 - 3.375% OF TOTAL RENT

STANDARD METHOD #4 - 0.000% OF TOTAL RENT

STANDARD METHOD #5 - 0.000% OF TOTAL RENT

COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

ALTERATION CALCULATION
----------------------

NONE

ALTERATION PAYOUTS
------------------

STANDARD METHOD #1  - CASHED OUT

STANDARD METHOD #2  - CASHED OUT

STANDARD METHOD #3  - CASHED OUT

STANDARD METHOD #4  - CASHED OUT

STANDARD METHOD #5  - CASHED OUT

COMMON AREA MAINTENANCE POOL
----------------------------

NONE

CAPITAL EXPENDITURES
--------------------

NONE

PRIMARY CLASSIFICATION CODES
----------------------------

NONE

SECONDARY CLASSIFICATION CODES
------------------------------

NONE

COST CENTERS
------------

     1 - Common Area Maint.
     2 - Real Estate Taxes
     3 - Insurance Recovery

SALES VOLUME PROFILE
--------------------

           PERCENT OF      RELATIVE
MONTH     ANNUAL SALES      VOLUME
-----     ------------     -------
JAN            8.33%           1.00
FEB            8.33%           1.00
MAR            8.33%           1.00
APR            8.33%           1.00
MAY            8.33%           1.00
JUN            8.33%           1.00
JUL            8.33%           1.00
AUG            8.33%           1.00
SEP            8.33%           1.00
OCT            8.33%           1.00
NOV            8.33%           1.00
DEC            8.33%           1.00
             -------          -----

TOTALS       100.00%          12.00

GLOBAL RECOVERIES
-----------------

CAM              , REFERRED TO AS CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES , REFERRED TO AS TAX
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE       , REFERRED TO AS INS

ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS
-----------------

NONE

TENANTS
-------

THERE ARE A TOTAL OF  13 LEASEHOLD TENANT(S):

#  1 - FASHION BUG

BASE LEASE DATES:        5/1978 TO  5/1998
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:          9,000

SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -              0/YEAR

PERCENTAGE RENT:

INITIAL SALES   -   550,000/YEAR
THEREAFTER      - GROWING AT GROWTH RATE 2.0%
WITH A ZERO BREAKPOINT LESS MINIMUM RENT
  4.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF    4,984/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 1 DATES:          6/1998 TO  5/2003
SQUARE FOOTAGE:           9,000

MINIMUM RENT:
INITIAL RENT    13,000/YEAR

PERCENTAGE RENT:

INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER      - GROWING AT GROWTH RATE 2.0%
WITH A ZERO BREAKPOINT LESS MINIMUM RENT
  4.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.

PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF 4,984/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 2 DATES:          6/2003 TO 5/2008
SQUARE FOOTAGE:           9,000

MINIMUM RENT:
INITIAL RENT  -      13,000/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER      - GROWING AT GROWTH RATE 2.0%
WITH A ZERO BREAKPOINT LESS MINIMUM RENT
  4.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF 4,984/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE

WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 3 DATES:          6/2008 TO 5/2013
SQUARE FOOTAGE:           9,000

MINIMUM RENT:
INITIAL RENT -      13,000/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
WITH A ZERO BREAKPOINT LESS MINIMUM RENT
  4.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF 4,984/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH     VACANT    SQ FT   MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------  ---------  -----------  -----------

 1        5.00         3       NONE        NONE         YES           NO
 2        5.00         3       NONE        NONE         YES           NO
 3        5.00         3       NONE        NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE STOR MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX

GLOBAL GROUPING
GLOBAL RECOVERY INS

RENEWAL COMMISSIONS:   STANDARD METHOD #3
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

#  2 - THRIFT DRUG

BASE LEASE DATES:        11/1971 TO 10/2001
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:          12,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      33,000/YEAR

PERCENTAGE RENT:
INITIAL SALES -  1,300,000/YEAR
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -      825,000/YEAR
  4.00% OF OVERAGE TO A CEILING OF 1,124,999/YEAR
  3.50% OF OVERAGE TO A CEILING OF 1,374,999/YEAR
  3.00% OF OVERAGE TO A CEILING OF 1,624,999/YEAR
  2.50% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER       1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM

PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 1 DATES:      11/2001 TO 10/2006
SQUARE FOOTAGE:          12,000

MINIMUM RENT:
INITIAL RENT -       33,000/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -       825,000/YEAR
   4.00% OF OVERAGE TO A CEILING OF 1,124,999/YEAR
   3.50% OF OVERAGE TO A CEILING OF 1,374,999/YEAR
   3.00% OF OVERAGE TO A CEILING OF 1,624.999/YEAR
   2.50% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES

ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 2 DATES:        11/2006 TO 10/2011
SQUARE FOOTAGE:          12,000

MINIMUM RENT:
INITIAL RENT -       33,000/YEAR

PERCENTAGE RENT:

INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -       825,000/YEAR
   4.00% OF OVERAGE TO A CEILING OF 1,124.999/YEAR
   3.50% OF OVERAGE TO A CEILING OF 1,374,999/YEAR
   3.00% OF OVERAGE TO A CEILING OF 1,624.999/YEAR
   2.50% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL ALTERATIONS:    NONE

--------------------------------------------------------------------------------

#  3 - SPA CONSULTANTS
BASE LEASE DATES:       7/1991 TO 7/1996
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:          12,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -            105,000/YEAR

PERCENTAGE RENT:

INITIAL SALES -           850,000/YEAR
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -  1,850,000/YEAR

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 1 DATES:         8/1996 TO  7/2001
SQUARE FOOTAGE:          12,000

MINIMUM RENT:
INITIAL RENT -          111,000/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -  1,850,000/YEAR

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM

PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:  NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH     VACANT    SQ FT   MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS

----  ------------   ------  --------  ---------  -----------  -----------
   1       5.00         3       NONE       NONE        YES          NO
   2       5.00         3       NONE       NONE        YES          NO
   3       5.00         3       NONE       NONE        YES          NO
   4       5.00         3       NONE       NONE        YES          NO
   5       5.00         3       NONE       NONE        YES          NO
   6       5.00         3       NONE       NONE        YES          NO

RENEWAL MINIMUM RENT:
MARKET RATE STOR MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX

GLOBAL GROUPING
GLOBAL RECOVERY INS

RENEWAL COMMISSIONS:    STANDARD METHOD #3
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    NONE

--------------------------------------------------------------------------------

#  4 - DINO'S RESTAURANT
BASE LEASE DATES:    12/1980 TO 11/2000
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:          2,000

SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT   -     21,000/YEAR
CHANGING TO    -     21,500/YEAR ON 12/1996
CHANGING TO    -     22,000/YEAR ON 12/1997
CHANGING TO    -     22,500/YEAR ON 12/1998
CHANGING TO    -     23.000/YEAR ON 12/1999

PERCENTAGE RENT:
INITIAL SALES -            0/YEAR

THEREAFTER      - GROWING AT GROWTH RATE 2.0%

WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 1 DATES:      12/2000 TO 11/2005
SQUARE FOOTAGE:            2,000

MINIMUM RENT:
INITIAL RENT   -     23,500/YEAR
CHANGING TO    -     24,000/YEAR ON 12/2001
CHANGING TO    -     24,600/YEAR ON 12/2002
CHANGING TO    -     25,200/YEAR ON 12/2003
CHANGING TO    -     25,800/YEAR ON 12/2004

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER      - GROWING AT GROWTH RATE 2.0%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH     VACANT    SQ FT   MONTHS OF
TERM  YEARS MONTHS   MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------  ---------  -----------  -----------

 1       5.00          3      NONE        NONE         YES           NO
 2       5.00          3      NONE        NONE         YES           NO
 3       5.00          3      NONE        NONE         YES           NO
 4       5.00          3      NONE        NONE         YES           NO
 5       5.00          3      NONE        NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE STOR MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:

SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX

GLOBAL GROUPING
GLOBAL RECOVERY INS

RENEWAL COMMISSIONS:   STANDARD METHOD #3
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

#  5 - WINE & SPIRIT SHOP
BASE LEASE DATES:    10/1981 TO  9/1998
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:          2,406
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT  -     13,296/YEAR

PERCENTAGE RENT:
INITIAL SALES -            0/YEAR
THEREAFTER  - GROWING AT GROWTH RATE 2.0%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:  NONE

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP

AND A BASE AMOUNT OF   139,816

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 1 DATES:     10/1998 TO  9/2001
SQUARE FOOTAGE:           2,406

MINIMUM RENT:
INITIAL RENT -  15,000/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER      - GROWING AT GROWTH RATE 2.0%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:  NONE

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF   139,816

COMMISSIONS:   NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS:

          LENGTH     VACANT    SQ FT   MONTHS OF
TERM  YEARS MONTHS   MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------  ---------  -----------  -----------

  1       5.00          3      NONE        NONE        YES           NO
  2       5.00          3      NONE        NONE        YES           NO
  3       5.00          3      NONE        NONE        YES           NO
  4       5.00          3      NONE        NONE        YES           NO
  5       5.00          3      NONE        NONE        YES           NO
  6       5.00          3      NONE        NONE        YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE STOR MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX

GLOBAL GROUPING
GLOBAL RECOVERY INS

RENEWAL COMMISSIONS:   STANDARD METHOD #3
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

#  6 - HOLIDAY HAIR

BASE LEASE DATES:      8/1988 TO  7/1999
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           1,500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     10,875/YEAR
CHANGING TO  -     11,250/YEAR  ON  8/1996

PERCENTAGE RENT:
INITIAL SALES - 200,000/YEAR
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
   6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery

PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH     VACANT    SQ FT   MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------  ---------  -----------  -----------
  1       5.00          3      NONE       NONE         YES           NO
  2       5.00          3      NONE       NONE         YES           NO
  3       5.00          3      NONE       NONE         YES           NO
  4       5.00          3      NONE       NONE         YES           NO
  5       5.00          3      NONE       NONE         YES           NO
  6       5.00          3      NONE       NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE STOR MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX

GLOBAL GROUPING
GLOBAL RECOVERY INS

RENEWAL COMMISSIONS:    STANDARD METHOD #3
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#  7 - SUITE 140    , MATTRESS MAN
BASE LEASE DATES:      7/1993 TO  7/1998
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          4,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT

INITIAL RENT  -       36,000/YEAR
CHANGING TO   -       40,000/YEAR  ON  7/1996

PERCENTAGE RENT:
INITIAL SALES -          630,000/YEAR
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
   4.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 1 DATES:          8/1998 TO  7/2003
SQUARE FOOTAGE:           4,000

MINIMUM RENT:
INITIAL RENT -      44,000/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
4.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH     VACANT    SQ FT   MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------  ---------  -----------  -----------
   1       5.00         3      NONE      NONE         YES           NO
   2       5.00         3      NONE      NONE         YES           NO
   3       5.00         3      NONE      NONE         YES           NO
   4       5.00         3      NONE      NONE         YES           NO

   5       5.00         3      NONE      NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE STOR MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE (S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX

GLOBAL GROUPING
GLOBAL RECOVERY INS

RENEWAL COMMISSIONS:   STANDARD METHOD #3
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

#  8 - SUITE ANCHOR    ,K-MART
BASE LEASE DATES:       10/1974 TO 10/1999
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:         104,956
NOT SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -           204,664/YEAR

PERCENTAGE RENT:
INITIAL SALES - 16,100,000/YEAR
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -  8,625,000/YEAR
   1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX

PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 1 DATES:    11/1999 TO 10/2049
SQUARE FOOTAGE:    104,956

MINIMUM RENT:
INITIAL RENT -          206,644/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE 2.0%

INITIAL BREAKPOINT -  8,625,000/YEAR
   1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

#  9 - BIG LOTS
BASE LEASE DATES:        3/1993 TO  1/1998
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:          30,537
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT  -       91,611/YEAR

PERCENTAGE RENT:
INITIAL SALES -  2,650,000/YEAR
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
   2.50% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF 13,742/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA

CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:   NONE

ALTERATIONS:   NONE

OPTION 1 DATES:          2/1998 TO  1/2003
SQUARE FOOTAGE:          30,537

MINIMUM RENT:
INITIAL RENT - 106,880/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER      - GROWING AT GROWTH RATE 2.0%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
   2.50% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF 13,742/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER  3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE

WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:   NONE

OPTION 2 DATES:          2/2003 TO  1/2008
SQUARE FOOTAGE:          30,537

MINIMUM RENT:
INITIAL RENT -          122,148/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE 2.0%

WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
   2.50% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF 13,742/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS:

          LENGTH     VACANT    SQ FT   MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------  ---------  -----------  -----------

   1       5.00         3      NONE        NONE       YES           NO
   2       5.00         3      NONE        NONE       YES           NO
   3       5.00         3      NONE        NONE       YES           NO
   4       5.00         3      NONE        NONE       YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE STOR MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX

GLOBAL GROUPING
GLOBAL RECOVERY INS

RENEWAL COMMISSIONS:   STANDARD METHOD #3
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

# 10 - SUITE PAD SITE, LONG JOHN SILVERS
BASE LEASE DATES:        9/1974 TO 10/2001
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           2,500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      12,350/YEAR
CHANGING TO  -     13,300/YEAR ON 10/1996

PERCENTAGE RENT:
INITIAL SALES -           800,000/YEAR
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -    300,000/YEAR
   4.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:  NONE

COMMISSIONS:   NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS:

          LENGTH     VACANT    SQ FT   MONTHS OF

TERM  YEARS MONTHS   MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------  ---------  -----------  -----------
  1       5.00          3      NONE        NONE        YES           NO
  2       5.00          3      NONE        NONE        YES           NO
  3       5.00          3      NONE        NONE        YES           NO
  4       5.00          3      NONE        NONE        YES           NO
  5       5.00          3      NONE        NONE        YES           NO
  6       5.00          3      NONE        NONE        YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE STOR MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX

GLOBAL GROUPING
GLOBAL RECOVERY INS

RENEWAL COMMISSIONS:   STANDARD METHOD #3
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

# 11 - SUITE PAD SITE, PONDEROSA STEAK HS
BASE LEASE DATES:        12/1979 TO 12/1996
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:          23,658
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      12,000/YEAR

PERCENTAGE RENT:
INITIAL SALES - 625,000/YEAR
THEREAFTER   - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -   750,000/YEAR
 2.50% OF OVERAGE TO AN UNLIMITED CEILING

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

                                                                         PAGE 13

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH     VACANT    SQ FT   MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------  ---------  -----------  -----------
  1       5.00          3      NONE       NONE         YES           NO
  2       5.00          3      NONE       NONE         YES           NO
  3       5.00          3      NONE       NONE         YES           NO
  4       5.00          3      NONE       NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE ANCR MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX

GLOBAL GROUPING
GLOBAL RECOVERY INS

RENEWAL COMMISSIONS:   STANDARD METHOD #3
RENEWAL PAYOUT:        CASHED OUT

RECAPTURES: NONE

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF  98,000

COMMISSIONS:   NONE

ALTERATIONS:   NONE

OPTION 1 DATES:          1/1997 TO 12/2004
SQUARE FOOTAGE:          23,658

MINIMUM RENT:
INITIAL RENT -      12,000/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER      - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -    750,000/YEAR
   2.50% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF     98,000

COMMISSIONS:   NONE

ALTERATIONS:   NONE

OPTION 2 DATES:          1/2005 TO 12/2009
SQUARE FOOTAGE:          23,658

MINIMUM RENT:
INITIAL RENT -      12,000/YEAR

PERCENTAGE RENT:

INITIAL SALES - CONTINUED FROM PRIOR TERM

THEREAFTER     - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -      750,000/YEAR
   2.50% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF     98,000

COMMISSIONS:   NONE

ALTERATIONS:  NONE

OPTION 3 DATES:          1/2010 TO 12/2014
SQUARE FOOTAGE:          23,658

MINIMUM RENT:
INITIAL RENT -      12,000/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -        750,000/YEAR
   2.50% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF      98,000

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

# 12 - SUITE 40        ,   COLORTYME

BASE LEASE DATES:        5/1981 TO  5/1999
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           3,500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     27,000/YEAR
CHANGING TO  -     28,350/YEAR  ON  6/1997

PERCENTAGE RENT:
INITIAL SALES -           0/YEAR
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH     VACANT    SQ FT   MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------  ---------  -----------  -----------
  1       5.00          3      NONE       NONE         YES           NO
  2       5.00          3      NONE       NONE         YES           NO
  3       5.00          3      NONE       NONE         YES           NO
  4       5.00          3      NONE       NONE         YES           NO

  5       5.00          3      NONE       NONE         YES           NO
  6       5.00          3      NONE       NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE STOR MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX

GLOBAL GROUPING
GLOBAL RECOVERY INS

RENEWAL COMMISSIONS:   STANDARD METHOD #3
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

# 13 - SUITE 30        ,$0.99 STORE
BASE LEASE DATES:       9/1995 TO  8/1998
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           4,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -       28,000/YEAR

PERCENTAGE RENT:
INITIAL SALES -    300,000/YEAR
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -   933,000/YEAR

   3.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:  NONE

OPTION 1 DATES:          9/1998 TO  8/2001
SQUARE FOOTAGE:           4,000

MINIMUM RENT:
INITIAL RENT -       30,000/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -    933,000/YEAR
   3.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE

ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH     VACANT    SQ FT   MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------  ---------  -----------  -----------
  1        5.00         3      NONE        NONE       YES           NO
  2        5.00         3      NONE        NONE       YES           NO
  3        5.00         3      NONE        NONE       YES           NO
  4        5.00         3      NONE        NONE       YES           NO
  5        5.00         3      NONE        NONE       YES           NO
  6        5.00         3      NONE        NONE       YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE STOR MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

================================================================================
                                                  ADDENDUM H - ENGAGEMENT LETTER
--------------------------------------------------------------------------------

                                   ADDENDUM H
                               ENGAGEMENT LETTER


--------------------------------------------------------------------------------

                    [LETTERHEAD OF CB COMMERCIAL LETTERHEAD]

May 8, 1996

Mr. Josh Kane
Chief Financial Officer
MARK CENTERS TRUST
660 Third Avenue
Kingston, PA 18704

Re:  17 Shopping Centers
     Nationwide

Dear Mr. Kane:

At your request, we are pleased to submit the following proposal to appraise the above referenced properties. The purpose of this assignment is to estimate the market value of the leased fee interest. We understand the appraisal reports are to be used for mortgage underwriting purposes. We also understand that the reports will be used by Mark Centers Trust and Morgan Stanley. The properties are briefly described on attachment "A".

Our complete valuation will be presented in a self contained (narrative) format and will contain a complete description of the property along with pertinent exhibits and photographs together with supporting factual data and analysis necessary to convey our opinion of value. We will value the property based upon the cost, income and market approaches to value, where applicable, correlating our findings into a final value conclusion.

The report will be prepared in conformity with and will be subject to the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Each report will also conform to the Uniform Standards of Professional Appraisal Practice ("USPAP") and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and the Morgan Stanley Capital Appraisal Standards described in Attachment "B".

We assume that there are no major or significant items of deferred maintenance beyond normal wear and tear for properties of their age as of the date of the appraisal which would require the expertise of a professional contractor to estimate the cost of such repairs. If such repairs need to be considered in this appraisal, such estimates are to be provided by a qualified firm hired by you and at no cost to us.

The total fee for the assignment is $68,000 ($4,000 per property) including all travel and related expenses which is due and payable upon delivery of the reports. If we are asked to cancel the assignment within two weeks of our engagement an upset fee equal to 50% will be due and payable. If cancellation occurs between two and three weeks, the upset fee will be equal to 75% and any time after three weeks the full fee will be due and payable.

We will furnish you with three copies of our final report within four to five weeks of our authorization. Authorization occurs upon our receipt of an executed copy of this proposal and our delivery date is contingent upon the timely receipt of all necessary property information, financial statements and detailed lease information. If all requested data and information is not available as of the authorized date, we reserve the right to extend the delivery date by the amount of time it takes to receive the requested information.

May 8, 1996
Mr. Kane
Page 2

In order to complete this assignment in a timely manner, we will require the following specific information, if available:

     o    Copy of Ground Lease, if Leasehold
     o    Legal descriptions.
     o    Current rent roll.
     o    Copy of Leases or abstracts
     o    Expense reimbursements on a tenant by tenant basis
     o    Building area calculations and surveys.
     o    Operating statements for the past three full years.
     o    Current year expenses to date.
     o    A copy of the current budget.
     o Copies of any toxic engineering reports dealing with underground tanks, PCB's, asbestos or chemical spills, if available.
     o    A copy of the next fiscal year's budget, if available.
     o A list of major repairs which have recently been made, or are scheduled to be made in the next 18 months.
     o Name and phone number(s) of on-site superintendent(s), or local management firm or trustee for physical inspection.
     o Notice of any pending changes to the rent roll or pertinent information regarding the current status of the tenants.

If we are requested to give court testimony an additional fee will be charged on an hourly basis at $300 per hour for designated MAI-appraisers and $175 for non-designated appraisers. Said hourly billings pertain to court preparation, waiting and travel time, document review and preparation (excludes narrative appraisal report) and all meetings related to court testimony.

The client may provide only complete, final copies of the appraisal report to third parties who shall rely on such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Commercial, or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

In addition to the fee for this assignment, you agree to compensate us at a rate to be mutually agreed to, for any time expended by us should we be required (by subpoena or otherwise) or requested by you, your representatives or other entity to become involved in any litigation or

May 8, 1996
Mr. Kane
Page 3

legal proceeding in any way involving this engagement to which we are not a party, the appraisal work we produce or the property which is the subject of this assignment. You also agree to pay, on demand, all reasonable expenses which we incur in connection with any litigation or proceedings including the fees of our attorneys.

You acknowledge that we are being retained hereunder as an independent contractor to perform the services described herein and nothing in this agreement shall be deemed to create any other relationship between us. This assignment will be deemed concluded and the services hereunder completed upon delivery to you of the appraisal report discussed herein.

If these terms are acceptable, please authorize us to proceed by having an officer of the corporation, managing general partner, principal, owner, or a contractually responsible party sign the enclosed copy of this proposal with "Terms and Conditions" and return it to us for our permanent file. Upon receipt of your authorization, we will schedule the necessary personnel to complete the project in a timely manner.

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please do not hesitate to give me a call.

Sincerely,

CB COMMERCIAL REAL ESTATE GROUP, INC.
Appraisal


/s/ Michael R. Pecorino
Michael R. Pecorino, MAI

MRP:jf

cc:   Douglas W. Haney

Enclosure

                                AGREED & ACCEPTED


------------------------------------        ------------------------------------
Signature                                   Title


------------------------------------        ------------------------------------
Name (type or print)                        Date

Office #:                                   Fax #:
         ---------------------------              ------------------------------

================================================================================
                                                  ADDENDUM H - ENGAGEMENT LETTER
--------------------------------------------------------------------------------

                                   ADDENDUM I
                                 QUALIFICATIONS


--------------------------------------------------------------------------------

================================================================================
                                                     ADDENDUM I - QUALIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                             DIMITRI M. TEDDONE, MAI
                            Assistant Vice President
                           Senior Real Estate Analyst

                      CB Commercial Real Estate Group, Inc.
                                    Appraisal
                        560 Lexington Avenue, 20th Floor
                            New York, New York 10022
                                 (212) 207-6088

                                   EDUCATIONAL

Bachelor of Science, Marketing
Long Island University, C.W. Post Campus                     Greenvale, New York

Appraisal Institute

Successfully completed all the necessary courses to qualify for the MAI designation.

                             LICENSES/CERTIFICATIONS

Certified Real Estate General Appraiser: State of New York State #46-7944

                                  PROFESSIONAL

                               Appraisal Institute

Designated Member of the Appraisal Institute (MAI), Certificate No. 10348

                                   EXPERIENCE

Engaged in the appraisal and consultation of commercial real estate throughout the Northeast United States since July of 1986, specializing in the New York Metropolitan area. Assignments include full and partial interest appraisals of investment grade office buildings, air rights, commercial lofts, multi-family residential properties, cooperatives, condominium, townhouses, shopping centers, industrial facilities, special-use properties, portfolio valuations and multi-property assignments.

1986 - 1991       Joseph J. Blake & Associates                       New York, New York
1991 - Present    CB Commercial Real Estate Group, Inc., Appraisal   New York, New York


--------------------------------------------------------------------------------

================================================================================
                                                     ADDENDUM I - QUALIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                            MICHAEL R. PECORINO, MAI
                     Senior Vice President, Regional Manager

                      CB Commercial Real Estate Group, Inc.
                        560 Lexington Avenue, 20th Floor
                            New York, New York 10022
                                  (212)207-6102

                                   EDUCATIONAL

Real Estate Appraisal and Analysis, New York University, the Real Estate Institute Bachelor of Arts, Geography, Planning, Urban Studies, State University College of New York at Oneonta

Successfully completed all the necessary courses to qualify for the MAI designation.

                             LICENSES/CERTIFICATIONS

Certified General Real Estate Appraiser: State of New York (46000002055) Certified General Real Estate Appraiser: State of New Jersey (RG-01667) Certified General Real Estate Appraiser: State of Pennsylvania (GA-001096-R) Certified General Real Estate Appraiser: State of Connecticut (0000489) Certified General Real Estate Appraiser: State of Maryland (10569)
Certified General Real Estate Appraiser: State of New Jersey (3793) Certified General Real Estate Appraiser: State of Delaware (X10000223) Certified General Real Estate Appraiser: State of Maine (CG00001192) Certified General Real Estate Appraiser: State of Vermont (080-0000168) Certified General Real Estate Appraiser: State of District of Columbia
  (GA00010315)
Licensed Real Estate Broker:  State of New York

                                  PROFESSIONAL

                               Appraisal Institute

Designated Member of the Appraisal Institute (MAI), Certificate No. 7944 Member of the Real Estate Board of New York

                                   EXPERIENCE

Fifteen years of Real Estate Appraisal and Consulting experience throughout the United States specializing in the New York metropolitan area.

1993 - Present    CB Commercial Real Estate Group, Inc., Appraisal   New York, New York
1983 - 1993       Cushman & Wakefield, Inc.                          New York, New York
1982 - 1983       Joseph J. Blake & Associates, Inc.                 New York, New York
1981 - 1982       City of New York - Office of Manhattan Planning    New York, New York
1980 - 1981       City of Jersey City - Office of the Mayor          Jersey City, New Jersey

Assignments include full and partial interest appraisals of office buildings, air rights, commercial lofts, garden apartments, cooperatives, condominiums, townhouses, shopping centers, industrial facilities, residential and office market studies, portfolio valuations and multi-property assignments.


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This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                               COMPLETE APPRAISAL
                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                          MOUNTAINVILLE SHOPPING CENTER
                                   Located at

                               South Fourth Street

                             Allentown, Pennsylvania
                              CB File No. 96-093-J


                                  DATE OF VALUE

                                  June 1, 1996


                                  PREPARED FOR


                                 MORGAN STANLEY
                             MORTGAGE CAPITAL, INC.
                                  1585 Broadway
                               New York, NY 10036



                                   PREPARED BY

                      CB COMMERCIAL REAL ESTATE GROUP, INC.
                               APPRAISAL SERVICES
                        560 Lexington Avenue - 16th Floor
                            New York, New York 10022

             [LETTERHEAD FOR CB COMMERCIAL REAL ESTATE GROUP, INC.]

June 17, 1996

MORGAN STANLEY
MORTGAGE CAPITAL, INC.
1585 Broadway
New York, NY 10036

RE:     Mountainville Shopping Center
        South Fourth Street
        Allentown, Pennsylvania
        CB File No. #95-093-J

Dear Ladies and Gentlemen:

At your request, CB Commercial Real Estate Group, Inc. has prepared a Complete Appraisal presented in a self-contained appraisal report of the market value of the leased fee interest.

The subject property is a one-story community strip center known as Mountainville Shopping Center containing a gross leasable area of 116,801 square feet. The subject is anchored by Acme Markets, consisting of 32,200 square feet, Kling's Handyman, with 20,000 square feet, and Thrift Drug, consisting of 15,808 square feet. These three anchor stores occupy approximately 59% of the rentable square feet of the center. The improvements were constructed in 1959 and 1978, and were in average condition as of the date of our analysis.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The entire report, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

Based on research and analysis contained in this report, it is estimated that the market value of the leased fee interest in Mountainville Shopping Center, subject to the Certification, Assumptions, and Limiting Conditions in this appraisal report, as of June 1, 1996, is

                          --- FIVE MILLION DOLLARS ---
                                  ($5,000,000)

The following appraisal sets forth the most pertinent data gathered, methodology, and reasoning leading to our opinion of value. The analyses, opinions, and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP) and the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. Furthermore, this report has been prepared in conformance with our interpretation of the appropriate regulations and guidelines set forth by Morgan Stanely.

MORGAN STANLEY
June 17, 1996
Page 2


It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CB Commercial Real Estate Group, Inc. can be of further service, please do not hesitate to contact us.

Respectfully Submitted,

CB COMMERCIAL REAL ESTATE GROUP, INC.
APPRAISAL SERVICES

by:


/s/ Maggie Argyros                      /s/ Michael R. Pecorino
-------------------------------         ---------------------------------------
Maggie Argyros                          Michael R. Pecorino, MAI
Real Estate Analyst                     Senior Vice President &
                                        Northeast Regional Manager
                                        PA State Certification No. GA -001096-R

================================================================================
                                                 CERTIFICATION OF THE APPRAISERS
--------------------------------------------------------------------------------

                         CERTIFICATION OF THE APPRAISERS

We certify that to the best of our knowledge and belief:

      1. The statements of fact contained in this report are true and correct.

      2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

      3. We have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

      4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, such as the approval of a loan.

      5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. In addition, this report conforms to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act (FIRREA).

      6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

      7. Michael R. Pecorino has completed the requirements of the continuing education program of the Appraisal Institute.

      8. Maggie Argyros has made a personal inspection of the property that is a subject of this report. Michael R. Pecorino did not make a personal inspection of the appraised property.

      9. No one provided professional assistance to the persons signing this report.

      10. Maggie Argyros and Michael R. Pecorino have extensive experience in the appraisal/review of similar property types.

      11. Michael Pecorino is certified in the state where the subject is located.


/s/ Maggie Argyros
-------------------------------                -------------------------------
Maggie Argyros                                 Michael R. Pecorino, MAI
Real Estate Analyst                            Senior Vice President
                                               Northeast Regional Manager


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                                                             SUBJECT PHOTOGRAPHS
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                               SUBJECT PHOTOGRAPHS
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                               [GRAPHIC OMITTED]

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                         EXTERIOR VIEW ACME SUPERMARKET
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                               [GRAPHIC OMITTED]

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                          EXTERIOR VIEW OF STRIP CENTER
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                                                             SUBJECT PHOTOGRAPHS
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                               [GRAPHIC OMITTED]

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                          EXTERIOR VIEW OF STRIP CENTER
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                               [GRAPHIC OMITTED]

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                          EXTERIOR VIEW OF STRIP CENTER
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================================================================================
                                                        SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

                            SUMMARY OF SALIENT FACTS

Property Name:                           Mountainville Shopping Center

Location:                                South Fourth Street
                                         Allentown, Pennsylvania

Assessor's Parcel Number:                H10SW1D-1-1 & 1D

Property Description:                    The subject property consists of a
                                         one-story community strip shopping
                                         center containing a total gross
                                         leasable area of 116,801 square feet.
                                         The center is anchored by Acme Markets,
                                         Kling's Handyman, and Thrift Drug.

Highest and Best Use

As Vacant:                               A community shopping center

As Improved:                             As a presently utilized - a community
                                         shopping center

Property Rights Appraised:               Leased fee Interest

Date of Value:                           June 1, 1996

Land Area                                11.36 acres, or 494,842 square feet

Improvements

Building Area:

     Gross Leaseable Area:               116,801 square feet

Year Built:                              1959 & 1978 (Acme store)

Overall Condition:                       Average to good.

Estimated Marketing Time:                Based on the size of the subject
                                         property and the number of different
                                         uses that exist, we have estimated the
                                         marketing time to be less than 12
                                         months.

Financial Indicators

Current Occupancy:                       100%

Market Rental Rate:                      $10.00           1,300 - 3,500 sq. ft.
                                         $ 7.00           5,000 - 7,500 sq. ft.
                                         $ 5.00          15,000 - 20,000 sq. ft.

Income Growth Rate:                      3%

Estimated Stabilized Expenses:           $1.95SF


--------------------------------------------------------------------------------

Expense Growth Rate:                     3%

Tax Growth Rate:                         3%

Going-In Overall Capitulation Rate       10.5%
Selected:

Going-In Overall Capitalization Rate     10.7%
Implied:

Terminal Overall Capitalization Rate:    11.0%

Discount Rate:                           12.5%

Valuation

Income Capitalization Approach:          $5,000,000

Sales Comparison Approach:               $5,000,000

Final Value                              $5,000,000

Unit value (per square foot):            $42.81/RSF


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================================================================================
                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

CERTIFICATION OF THE APPRAISERS                                               i

SUBJECT PHOTOGRAPHS                                                           ii

SUMMARY OF SALIENT FACTS                                                      iv

TABLE OF CONTENTS                                                             vi

INTRODUCTION                                                                   1

AREA ANALYSIS                                                                  7

MARKET ANALYSIS                                                               18

SITE ANALYSIS                                                                 23

IMPROVEMENT ANALYSIS                                                          25

ZONING                                                                        28

TAX AND ASSESSMENT DATA                                                       29

HIGHEST AND BEST USE                                                          30

APPRAISAL METHODOLOGY                                                         33

SALES COMPARISON APPROACH                                                     35

INCOME CAPITALIZATION APPROACH                                                41

RECONCILIATION OF VALUE                                                       66

ASSUMPTIONS AND LIMITING CONDITIONS                                           68

ADDENDA                                                                       72


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================================================================================
                                                               TABLE OF CONTENTS
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    A.   Glossary of Terms
    B.   Legal Description
    C.   Improved Comparable Sales
    D.   Rental Comparables
    E.   Strategic Mapping, Inc. Reports
    F.   Rent Roll
    G.   PRO-JECT Assumptions
    H.   Fee Letter
    I.   Qualifications


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                                  INTRODUCTION

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

                                  INTRODUCTION

PROPERTY IDENTIFICATION

The subject is known as Mountainville Shopping Center and is located at South Fourth Street in Allentown, Lehigh County, Pennsylvania. The county's assessor's tax identification number is Map H10SW1D, Block 1, Lots 1 & 1D. A full metes and bounds legal description is included in the Addenda.

OWNERSHIP AND PROPERTY HISTORY

The subject is currently owned by Mark Centers Limited Partnership. The subject last transferred in May 1993 for $1,622,997, or $13.90 per square foot. The subject property was purchased from Lehigh County Industrial Development Authority and Marvin and Isabel Slomowitz.

DATES OF INSPECTION AND VALUATION

The site was inspected by Maggie Argyros on June 5, 1996. Michael R. Pecorino, MAI did not inspect the subject or the comparables, but reviewed this report and concurs with the conclusions. The date of valuation is June 1, 1996.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the market value of the leased fee interest in the subject property as of the date of the appraisal.

Market value is defined as follows:

      Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and


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================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. (1)

INTENDED USE OF REPORT

This appraisal is for mortgage underwriting purposes.

PROPERTY RIGHTS APPRAISED

The value estimated represents the leased fee interest.

DEFINITION OF THE LEASED FEE INTEREST

The term "leased fee interest" as used in this report, is defined as:

An ownership interest held by a landlord with the right of use and occupancy conveyed to other; usually consists of the right to receive rent and the right to repossession at the termination of the lease.

(The Dictionary of Real Estate Appraisal, The Appraisal Institute, Chicago, Illinois, 1984, p. 179).

APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The following steps were completed by CB Commercial for this assignment:

      1.    Analyzed regional, neighborhood, site, and improvement data.

      2.    Inspected the subject and the neighborhood.

      3. Reviewed data regarding taxes, zoning, utilities, easements, and city services.

      4. Considered comparable improved sales and comparable improved building rental information. Confirmed data with principals, managers, or real estate agents representing principals, unless otherwise noted.

      5. Analyzed the data to arrive at conclusions via each approach to value used in this report.

      6. Reconciled the results of each approach to value employed into a probable range of market data and finally an estimate of value for the subject, as defined herein.

      7. Estimated a reasonable exposure time associated with the value estimate.

--------

(1) The definition of market value is taken from : The Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, 34.42(f), August 24, 1990. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.


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================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

The subject site and improvement descriptions are based on a personal inspection of the property, discussions with management, and a review of the provided information. The inspection is not a substitute for thorough engineering studies.

To develop the opinion of value, CB Commercial performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice. This means that no departures from Standard 1 were invoked.

This is a complete appraisal, in the form of a Self-Contained Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Standards of Professional Appraisal Practice. In a complete appraisal, CB Commercial uses all known applicable approaches to value. The value conclusion reflects all known information about the subject property, market conditions, and available data.

The Self-Contained Report incorporates to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. It also includes thorough descriptions of the subject property and the market for the subject property type.

SPECIAL APPRAISAL INSTRUCTIONS

The client did not give us special appraisal instructions.

MARKETING PERIOD

The marketing period section is divided into reasonable exposure time and reasonable marketing time. Exposure time differs from marketing time. Marketing time is the period required to sell a real property interest at market value during the period immediately after the effective date of the appraisal. Exposure time is always presumed to precede the effective date of the appraisal.

Exposure time is not intended to be a prediction of a date of sale or a one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

      o     statistical information about days on the market

      o     interviews of market participants.

The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions.


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================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

Reasonable Exposure Time

Exposure time is always presumed to precede the effective date of the appraisal. It is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but adequate, sufficient, and reasonable marketing effort. Exposure time and appraisal conclusion of value are therefore interrelated.

Exposure time is often expressed as a range and is based on direct and indirect market data gathered during the market analysis, sales verifications, interviews with market participants, and other appropriate sources. The amount of time which a property will require to be marketed varies greatly depending on a number of factors including market conditions, listing price, terms of sale offered, and competitive listing inventory.

In addition to considering each of the factors noted above, CB Commercial considered:

      o     the most recent CB Commercial National Investor Survey, and the

      o     opinions of local knowledgeable real estate brokers and investors.

Market Conditions

Throughout the country, market conditions for most property types, especially those considered Class A and B, have improved over the last year. The market conditions that directly impact the subject are described in this report and illustrate how exposure time is correlated with listing inventory, competitive pricing structures, and marketing efforts.

CB Commercial National Investor Survey

In the most recent issue of the CB Commercial National Investor Survey, published in the first quarter 1996, CB Commercial surveyed a wide range of investors for property type preferences and specific marketing times. Investors indicated that exposure requirements for investment property generally decreased by 0.4 months from first quarter 1995. The average marketing time for all responses has decreased 3.5 months since second quarter 1993. Currently, the marketing period is 6.4 months for a Class A Power retail center. For all types of retail properties, the marketing period ranges from 0 to 18 months with an average of 11 months.

Real Estate Broker Surveys

As another information source, appraisers solicited the opinions of real estate brokers knowledgeable in the subject property type. The majority estimated that the property could likely be sold within a 12 month time span. All assumed that property would be appropriately priced and marketed.


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================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

Exposure Time Conclusion

In conclusion, based on the foregoing analysis, an exposure time of less than 12 months is reasonable, defensible, and appropriate. Like the brokers surveyed, CB Commercial assumes that the subject property would have been competitively priced and aggressively promoted on a national basis.

Reasonable Marketing Time

Reasonable marketing time is the period a prospective investor would forecast to sell the subject property immediately after the date of value, at the value estimated. Anticipated marketing time is essentially a measure of the perceived level of risk associated with the marketability, or liquidity, of the subject as an investment grade property. The sources for this information include those used in estimating the reasonable exposure time, but also an analysis of the anticipated changes in market conditions following the date of appraisal. In other words, the reasonable marketing time is the number of months it will require to sell the subject property from the date of value, into the future.

The reader must understand, however, that the future price for the subject property (at the end of the marketing time) may or may not equal the appraisal estimate. The future price depends on unpredictable changes in the physical real estate, demographic and economic trends, real estate markets in general, supply/demand characteristics for the property type, and many other factors.

Based on the premise that present market conditions are the best indicators of future performance, a prudent investor will forecast that, under the conditions described above, the subject property will require a marketing time of less than 12 months.


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================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

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                                REGIONAL AREA MAP
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Compiled by:  CB Commercial Real Estate Group, Inc.
--------------------------------------------------------------------------------


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================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

                                  AREA ANALYSIS

The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property.

A regional map indicating the location of the subject is presented on the previous page.

REGIONAL INFLUENCES

Location

The subject is located within Lehigh Valley which is part of the Allentown-Bethlehem-Easton MSA. Lehigh Valley is comprised of two counties:
Lehigh and Northampton. These two counties form the core of the MSA. Other counties in the MSA include Carbon County, Pennsylvania, and Warren County, New Jersey. The Lehigh Valley region is bound to the north by the Blue Mountain, to the east by the Delaware River, to the west by Schuylkill, and to the south by Berks, Montgomery, and Bucks Counties. The Lehigh Valley region (Lehigh and Northampton Counties) is located in the central-eastern portion of the Pennsylvania, within 300 miles of the major metropolitan areas of eastern Unites States including New York, Philadelphia, Baltimore, Washington D.C., and Boston. It is particularly accessible to New York City and Philadelphia. The Lehigh Valley region contains three cities (Allentown, Bethlehem, and Easton), 27 boroughs, and 32 townships.

Population

The Allentown-Bethlehem-Easton MSA, like Lehigh and Northampton Counties, has experienced slow, relatively steady growth over the past 20 years. During the early 1980s, when other parts of Pennsylvania and the northeast experienced net declines in population


--------------------------------------------------------------------------------

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

growth, the region experienced moderate growth. This population growth continued in the later part of the 1980s and into the 1990s. According to Strategic Mapping, Inc., annual population growth over the past decade in the MSA was 0.80%, which is very similar to the Lehigh Valley Region. Shown in the following table is a breakdown of the population and population growth in the two counties in the Lehigh Valley Region and the MSA total.

Lehigh County is the largest county in the Lehigh Valley Region and the MSA with a total population estimate of 299,269 in 1995. The city of Allentown is situated in Lehigh County. Northampton County closely follows behind with a population of 256,899. Northampton County experienced greater population growth compared to Lehigh County over the past decade. Continued population growth is forecasted for the Lehigh Valley Region and the Allentown-Bethlehem-Easton MSA. In Lehigh County, where the subject property is situated, population growth is expected to be slightly lower than the previous decade with a projected annual growth rate of 0.45% between 1990 and 2000. Northampton County and the MSA are both expected to witness slightly greater population growth over the next decade. On the basis of these population trends and forecasts, the Lehigh Valley Region appears to be in a period of relatively moderate growth that is expected to last for the next few years.

The following table illustrates the population trends in the two counties, in the Lehigh Valley Region, and the MSA total.

================================================================================================
                                       POPULATION TRENDS
                       LEHIGH VALLEY AND ALLENTOWN-BETHLEHEM-EASTON MSA
================================================================================================
                                   1980         1990      Annual %      1995           2000
                                                           Change     Estimate      Projection
================================================================================================
Lehigh County                    272,349      291,130       0.69%      299,269       304,142
Northampton County               225,418      247,105       0.96%      256,899       264,190
Lehigh Valley Region             497,767      538,235       0.81%      556,168       568,332
Allentown-Bethlehem-Easton MSA   551,002      595,081       0.80%      615,654       630,260
================================================================================================
Source:  Strategic Mapping, Inc.
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================================


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================================================================================
                                                                   AREA ANALYSIS
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      ==================================================================
                         SELECTED AREA DEMOGRAPHICS

              LEHIGH VALLEY AND ALLENTOWN-BETHLEHEM-EASTON MSA
      ==================================================================

                                      Lehigh   Northampton        A-B-E
                                      County        County          MSA
      ==================================================================

      Population

           1995 Estimate             299,269       256,899      615,654

           1990 Census               291,130       247,105      595,081

           1990-1995 % Change           2.8%          4.0%         3.5%

      Households

           1995 Estimate             116,004        94,376      233,458

           1990 Census               112,887        90,955      225,831

           1990-1995 % Change           2.8%          3.8%         3.4%

      1995 Median Household          $37,738       $38,659      $37,136

      1995 Average Household         $46,878       $47,061      $45,807

      1990 Average Home Value       $113,429      $117,969     $111,218

      1990 % College Graduates         12.6%         10.7%        11.1%
      ==================================================================
      Source:  Strategic Mapping, Inc.
      Compiled by:  CB Commercial Real Estate Group, Inc.
      ==================================================================

Households

Similar to most areas of Pennsylvania, the Lehigh Valley Region, the MSA, and Lehigh County have witnessed an increase in the number of total households; however, a decrease in the total household size.

The number of households in the MSA total approximately 233,458 in 1995 indicating an average household size of 2.56. Lehigh County had the smaller household size of 2.51 in 1995 which can be primarily attributed to the fact that it includes Allentown which is a city. Typically, cities tend to have a smaller household size than a suburban area. As shown above, the number of households in the Lehigh Valley Region has increased annually by approximately 1.24% since 1980, while population growth was only 0.81% for the same time period. This can be attributed to the declining average household size.


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================================================================================
                                                                   AREA ANALYSIS
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The projected growth in households over the next five years in the Lehigh Valley region and the MSA is expected to be even greater than the population growth. This indicates a continuing declining number of persons per household. Lehigh County, where the subject property is located, is expected to continue to witness household growth over the next five years, albeit a slower a rate.

Income

The Lehigh Valley Region and the Allentown-Bethlehem-Easton MSA are considered to be relatively middle class areas. The median household income in the Lehigh Valley Region and MSA of $37,136 and $38,199 is slightly greater than the state average. Northampton County has the highest median household income of in the region. Shown below is a breakdown of the median household income for the Lehigh Valley Region, as well as the MSA.

================================================================================
                             MEDIAN HOUSEHOLD INCOME
              LEHIGH VALLEY REGION & ALLENTOWN-BETHLEHEM-EASTON MSA
================================================================================
                          1995                 2000                  ANNUAL
                        ESTIMATE            PROJECTION              % CHANGE
================================================================================
Lehigh County            $37,738              $43,759                3.19%
Northampton County       $38,659              $45,281                3.43%
Lehigh Valley            $38,190              $44,520                3.32%
Region
A-E-B MSA                $37,136              $43,221                3.28%
================================================================================
Source:  Strategic Mapping, Inc.
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The Lehigh Valley Region is expected to outperform the state of Pennsylvania with regards to median household income growth. Lehigh County, where the subject property is located, is expected to witness similar income growth to the region of over 3.19 percent over the next five years. Based on the above, the Lehigh Valley Region and the MSA are both expected to experience modest income growth over the next five years.

Employment

The Lehigh Valley Region has a predominant industrial and manufacturing base in addition to a service producing economy. Consistent with national trends, one of the most significant changes in the area's economy over the last decade has been the decline in manufacturing employment. In 1980, the manufacturing sector employed approximately 34.5% of the total non-farm employment in the region. By 1996, manufacturing employment dropped to 22.4% of total


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================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

employment. Although the manufacturing industry has declined, it still represents a significant portion of the employment base in the region. During the same period, the service sector, which includes the accounting, legal, advertising, entertainment, health care, education, business, and publishing industries, increased substantially from 19.3% to 30.2% of total non-farm employment. This large increase in service jobs more than made up for the jobs lost in the manufacturing sector. Other key economic sectors include the trade sector representing 20.9% of total non-farm employment.

Major employers in the Lehigh Valley Region include Bethlehem Steel Corporation, AT&T Technologies/Bell Labs, Air Products & Chemicals, Inc., Mack Trucks Inc., Day-Timers Inc, Binney & Smith Inc., Burron Medical Inc., and Victaulic Co, of America. In the Allentown-Bethlehem-Easton MSA the following is the ranking of the ten largest employers.

================================================================================
                           LEHIGH VALLEY REGION
                             LARGEST EMPLOYERS
--------------------------------------------------------------------------------
Rank   Employer                        Type of Business           # of Employees
================================================================================
1      Lehigh Valley Hospital          Acute-care Hospital             5,100
2      Pennsylvania Power & Light Co.  Electric Utility                4,268
3      Air Products & Chemicals, Inc.  Gas and Chemical Products       4,000
4      AT&T Microelectronics           Electronics                     3,800
5      Bethlehem Steel Corp.           Steel Manufacturing             3,600
6      Saint Luke's Hospital           Acute Care Hospital             2,397
7      Wood Co.                        Food Service                    2,000
8      Allentown School District       Public Schools                  1,800
       Mack Trucks, Inc                Vehicle Manufacturer            1,800
9      Bethlehem Area School District  Public Schools                  1,500
       Day-Timers, Inc.                Stationary Products             1,500
================================================================================
10     Easton Hospital              Acute-care Hospital             1,470
================================================================================
Source:  Lehigh-Valley Profile and Trends, 1996
================================================================================

A number of Fortune 100 Companies have recognized this area's good transportation network and good location. As a result Kraft General Foods, K-Mart, Bell Telephone, AT&T, Daytimers and other large firms have built large distribution facilities in the area. In addition, trucking companies such as Roadway Express, Carolina Freight Corporation, and others have also been attracted by the Lehigh Valley's market accessibility.

Shown on the following page is a chart which outlines total employment and the composition of the different employment industries in the Allentown-Bethlehem-Easton MSA. The figures shown on the following page reflect the most recently published employment totals for January


--------------------------------------------------------------------------------

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

1996. (It should be noted that the Bureau of Labor Statistics does not break out this information for the counties within the MSA).

================================================================================
                         ALLENTOWN-BETHLEHEM-EASTON MSA

         NON-AGRICULTURAL INSURED EMPLOYMENT BY MAJOR INDUSTRY DIVISION

               1995 AND 1995 COMPARISON - NOT SEASONALLY ADJUSTED
================================================================================
                   Employment                Employment                  Change
Industry              1/95         Share        1/96         Share     1995-1996
                     (000s)                    (000s)
================================================================================
Manufacturing         60.4         23.9%        56.5         22.4%       -6.5%
Construction/          9.3         3.7%          9.1          3.6%       -2.2%
Mining
TCPU                  13.5         5.3%         14.0          5.6%        3.7%
Trade                 53.1         21.0%        52.7         20.9%       -0.8%
FIRE                  13.4         5.3%         13.6         5.4%         1.5%
Services              73.8         29.2%        76.1         30.2%        3.1%
Government            29.5         11.7%        30.0         11.9%        1.7%
--------------------------------------------------------------------------------
TOTALS                253.0        100%         252.0        100%        -0.4%
--------------------------------------------------------------------------------
Source:  Bureau of Labor Statistics
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

In January 1996, the total non-farm employment in the Allentown-Bethlehem-Easton MSA totaled 252,000 jobs. Over the past year, total employment in the MSA declined by less than one percent, compared to the previous year which witnessed an increase of 3.6%. The majority of the employment industries witnessed an increase over the past year, however, manufacturing witnessed a decline of 6.5% which resulted in overall decline in total employment. Construction and mining also witnessed a declined of 2.2%, while trade witnessed a decline of less than one percent. Services added 2,300 jobs, while TCPU added 1,500 jobs. Overall, the Lehigh Valley Regional economy witnessed a slight decline in 1995 given the significant decline in the manufacturing industry. Over the next decade, it is projected that manufacturing jobs will continue to decline, however, these job losses will be offset with increases in the service industry, which is projected to increase by 3.6% annually over the next decade (compared to a 1.0% annually decline in the manufacturing industry). The Joint Planning Commission for the Lehigh Valley Region project annual average employment growth of 2.7% over the next decade.

The unemployment rate in the Lehigh Valley Region has continued to decline since 1992. In 1992 the unemployment rate was 7.2% compared to 1995 with an average unemployment rate of 5.9% in Lehigh County. Unemployment followed a similar pattern in Northampton County. Shown below is the average unemployment rate for the area.


--------------------------------------------------------------------------------

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

       =============================================================
                           AVERAGE UNEMPLOYMENT RATES
       =============================================================
       YEAR             LEHIGH COUNTY          NORTHAMPTON COUNTY
       -------------------------------------------------------------
       1992                    7.2%                  8.0%
       1993                    6.7%                  6.9%
       1994                    6.0%                  6.5%
       1995                    5.9%                  5.9%
       -------------------------------------------------------------
       Source:  Bureau of Labor Statistics
       =============================================================

   ======================================================================
                   CIVILIAN LABOR FORCE & EMPLOYMENT ESTIMATES

                              LEHIGH VALLEY REGION
   ======================================================================
                            LEHIGH COUNTY           NORTHAMPTON COUNTY
   ----------------------------------------------------------------------
   PERIOD                 1/95        1/96          1/95           1/96
   Labor Force           133,531     132,779       110,503       110,704
   Employment            125,524     123,468       103,111       101,425
   Unemployment           8,007       9,311         7,392         9,279
   Unemployment Rate      6.0%        7.0%          6.7%           8.4%
   ----------------------------------------------------------------------
   Source:  Bureau of Labor Statistics
   ======================================================================

As shown above, the labor force base in Lehigh County declined over the past year, while unemployment increased, resulting in a higher unemployment rate. As of January 1996 the unemployment rate was 7.0%, approximately 1.0% higher than the previous year. The decline in employment, however, can be partially attributed to the weather conditions during the first month of 1996, otherwise referred to as the "Blizzard of 1996". We do not expect the higher unemployment rate to continue throughout the year in 1996. In fact, labor projections indicate a decline in the unemployment rate in the first quarter 1996. In Northampton County, although the labor force slightly increased, the number of employed persons declined, resulting in an increase in the unemployment rate from 6.7% in 1995 to 8.4% in 1996.

Transportation

The Lehigh Valley region contains excellent transportation routes. Some of the major routes that are in and around the county include Interstate 78, Routes 22, 145, 29, 33, and several others. In addition, the Pennsylvania Turnpike Northeast Extension (a.k.a. Route 9) extends through the western portion of the county. Overall, the transportation routes servicing the area are considered to be adequate.


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================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              NEIGHBORHOOD AREA MAP
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
Compiled by:  CB Commercial Real Estate Group, Inc.
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================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

Conclusion and Relevance to the Subject Property

The Allentown-Bethlehem-Easton MSA has a diverse and stable economy which is primarily fueled by manufacturing and services. Despite the downturn in Pennsylvania's economy over the past several years, the Lehigh Valley Region has shown signs of strength. Over the past several years, the Lehigh Valley Region has witnessed increases in population, income characteristics, and employment. However, given the hefty manufacturing losses, total employment in the MSA declined over the past year. It is projected that in the future, while manufacturing losses will continue, it will be offset by increases in the service industries.

Based on the aforementioned, we expect continued growth, albeit at a slower pace, for the foreseeable future. Further, as continued growth occurs, the Lehigh Valley Region should continue to be a desirable location for real estate investment and commercial development over the long term.

NEIGHBORHOOD INFLUENCES

Location

The subject property is located on the west side of South Fourth Street in the city of Allentown, Pennsylvania. The geographic boundaries of the subject are not exact, but the immediate neighborhood is generally considered to be:

        North:        Allentown CBD
        South:        Emmaus
        East:         Salisbury Township
        West:         Salisbury & South Whitehall Townships

Land Use

The subject is generally located in a suburban neighborhood. Developments in the immediate vicinity of the subject consist of a mixture of commercial, industrial, and residential uses. Located adjacent to the subject property is a K-Mart with a McDonald's and First Union Bank. Residential uses are concentrated to the southwest and east of the subject with commercial industrial developments situated to the north, south, and west of the subject. The residential development consists of multi-family complexes, as well as single-family homes. Overall, the neighborhood appears to be approximately 95 percent developed.

Access

Accessibility to the neighborhood in general, and to the subject property, is considered adequate. Routes 9, 145, 29, as well as several others provide the primary access to the site. Interstate 78 is located to the south of the subject and U.S. Route 22 is located north of the


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================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

subject. These Interstates provide good high-speed east/west transportation routes to and from the county. The aforementioned roadways provide adequate accessibility throughout the neighborhood and other locations. In addition, the neighborhood has an adequate level of secondary roadways which further enhance accessibility. Allentown-Bethlehem-Easton Municipal Airport is situated north of the subject property.

Demographics

Selected Neighborhood demographics in a one, three, and five mile radius from the subject are shown in the following table:

================================================================================
                            NEIGHBORHOOD DEMOGRAPHICS

                                  ALLENTOWN, PA
================================================================================
                                       1 mile        3 mile          5 mile
--------------------------------------------------------------------------------
 Population
       1995 Estimate                    6,956        80,582           211,701
       1990 Census                      7,008        78,697           207,807
       1990-1995 % Change               -0.7%          2.4%              1.9%
 Households
       1995 Estimate                    2,746        32,222            83,439
       1990 Census                      2,767        31,482            81,872
       1990-1995 % Change               -0.8%          2.4%              1.9%
 1995 Median Household Income         $37,379       $29,990           $33,707
 1995 Average Household Income        $41,673       $36,497           $42,537
 1990 Average Home Value              $92,691       $78,587           $88,818
 1990 % College Graduates                7.5%          8.9%             11.8%
================================================================================
Source:  Strategic Mapping, Inc.
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

As indicated by the above information, the demographic profile becomes less favorable inside a three-mile radius. Income levels, as well as home values are significantly higher in a one-mile and five-mile radius. However, the population and households within a three-mile radius have continued to increase which is positive.

Growth and Trends

Due to the mature nature of the area, there has been little new development within the subject's immediate area. The majority of the new development is concentrated further north along MacArthur Road (a.k.a. Route 145) at the intersection of Route 22. The newest development is the MacArthur Towne Center which was constructed in 1993 and consists of 200,000 square


--------------------------------------------------------------------------------

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

feet and is anchored by K-Mart, Kiddie City, Giant Foods, and a Barnes and Noble superstore. The vicinity of MacArthur and Route 22 also includes the Lehigh Valley Mall with 1.0 million square feet and Whitehall Square with 300,000 square feet. Further new development has included a number of new pad sites along MacArthur Road.

Conclusion and Relevance to the Subject Property

The subject is situated in a mature neighborhood that features a mixture of commercial, industrial and residential developments. However, South Fourth Street (a.k.a. Route 145) is predominantly commercial in nature. The area has adequate accessibility to the local transportation system since Interstate highways are located to the north and south. The general character and uses in the area are not anticipated to change in the near future. In summary, we expect development and population to increase modestly over the foreseeable future.


--------------------------------------------------------------------------------

================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------

                                 MARKET ANALYSIS

Retail Overview

Allentown has witnessed limited growth over the past few years despite the economic troubles the region has experienced. As noted in the previous section, the majority of the new development is concentrated north of the subject along MacArthur Road (a.k.a. Route 145) at the intersection of Route 22. The newest development is the MacArthur Towne Center which was constructed in 1993 and consists of 200,000 square feet and is anchored by K-Mart, Kiddie City, Giant Foods, and a Barnes and Noble superstore. The vicinity of MacArthur and Route 22 also includes the Lehigh Valley Mall with 1.0 million square feet and Whitehall Square with 300,000 square feet. Further new development has included a number of new pad sites along MacArthur Road. We are not aware of any proposed shopping centers within the city of Reading in upcoming years.

According to Strategic Mapping, Inc., total retail development within a three mile radius of the subject property consists of approximately 1.5 million square feet. Furthermore, retail development within the five and seven mile radii account for 4.1 and 5.2 million square feet, respectively.

Local Retail Market

In order to project future performance of the retail space in the subject property consideration has been given to various market components that affect the supply and demand for this type of real estate property. Specifically we have:

O Inspected the site and surrounding areas for the purpose of familiarizing ourselves with all the locational and environmental factors. In this regard, we have directed our attention to the physical qualities of the site, access and circulation, surrounding uses, and relationship to sources of market support.

O Reviewed the principal economic growth trends in the area in industry, population and employment. Our intention was to identify the degree of underlying support for existing improvements and future growth.

O Analyzed existing and foreseeable market conditions for retail properties in the area.

O Analyzed demographics of the subject property's trade area as well identified competition in order to assess, the subject property's current as well as future position in the market.

Trade Area

The trade area of a shopping center is defined as the geographic area from which the sustaining patronage for steady support of a center is obtained. Determination of the boundaries is


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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------

contingent upon various factors including but not limited to the nature of the center, accessibility, physical barriers, location of competing facilities, and limitations of driving time and distance.

The subject's general trade area is considered to be that which encompasses a seven-mile radius of the subject center. We broke this down further to include a three-mile ring (primary), a five-mile ring (secondary) and a seven-mile ring (tertiary).

Definition Of The Trade Area

The primary ingredients for success in these types of projects include the nature of the competition, population density, income levels, and disposable income. The actual size of the population needed to support this type of project cannot be fixed due to the complexities of the above factors, as well as changing methods of merchandising. Local conditions, such as number of households, income levels, and existing centers within the trade area can have the most dramatic impact upon any given project since these factors are what determine the purchasing power in an area. An additional ingredient leading to the success of a shopping center would be the tenant mix and characteristics of the leading tenants which attract shoppers to the project.

We have analyzed demographic data, competition, income levels for the subject trade area in the following sections. The demographic profiles of the primary, secondary and tertiary trade areas are presented in the Neighborhood Influences section of the report. Additional demographic information is contained within the Strategic Mapping, Inc. Profile Report located within the Addenda.

Population

The sales potential of a center is directly related to its proximity to the number of potential patrons. The historical and projected trends for population are important to examine when analyzing the trade area of a shopping center.

The historical population trends for the subject's trade areas indicate an increase in population between 1980 and 1995 followed by a further increase projected from 1995 to the year 2000. In the primary trade area the population increased by 3.8% between 1980 and 1990 to 78,697 and then witnessed an increase to 80,582 in 1995. Population projections indicate a further increase to 81,746 between 1995 and the year 2000. Both the secondary and tertiary trade areas witnessed a similar pattern and future trend in population in these areas.

In order to further analyze the population change, we have examined the distribution of the population by age. When analyzing the population distribution by age, it should indicate in what age groups the population shifts are projected to take place. This is important to distinguish if it will have a great impact on the retail sales of the subject center. Shifts in the age groups under


--------------------------------------------------------------------------------

================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------

24 years of age will affect the subject; however, less drastically than changes in the subject's core market approximately between the ages of 25 and 54.

As illustrated in the Profile Report located in the Addenda, a large percentage of the population in all three trade areas are in the age groups from 25 - 54. Estimated figures for 1995 indicated that the median age was slightly higher than the 1990 census in all three trade areas ranging from 34.6 to 36.9. Overall, the diversification among age groups is very common among other retail trade areas.

Household Trends

When analyzing the demographics for a retail center, it is most important to focus on the trends in the household population. A household consists of one or more persons occupying a dwelling unit. A family would be considered a household unit; however single persons living alone or two or more unmarried persons sharing a dwelling are also considered a household unit. The household unit is perhaps the best indicator in determining the economic health of a trade area. One of the important components, which bonds a household together, is it's economic strength as a unit as compared to the economic viability of an individual; single person households not withstanding. If the population is slightly decreasing and yet the number of households is increasing, this would not necessarily be a negative indicator. This would imply that the average household size was shrinking. Each household has demand for goods that likely is not duplicated with a larger household size. This demand is duplicated however in the number of households.

Similar to population figures, the number of households in the trade area increased between 1980 and 1990. Subsequently, the number of households increased between 1990 and 1995 though at an accelerated pace in comparison to the increase witnessed in the previous decade. The number of households are projected to increase further in all three trade areas in upcoming years.

Household Income

The median household income in the subject's trade areas increased annually at an average rate of 2.9% from 1990 to 1995. Thus, the household incomes in the area grew at a pace slightly below inflation during this period. The projected annual income growth rates between 1995 and the year 2000 are approximately 2.9%, again below the projected rate of inflation. Overall, household income levels varied slightly between the three trade areas. The median household income levels ranged from $29,990 to $35,943 in 1995 with the primary trade area representing the low end of the range.


--------------------------------------------------------------------------------

================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------

Employment

The income characteristics of the trade areas for the subject property indicate that this is a predominately white-collar market. The tertiary trade area had the highest percent in white-collar employment at 59.0%, while the primary trade area had the lowest at 52.2%. Blue-collar employment percentages in the primary, secondary and tertiary trade areas were 32.6%, 28.2% and 27.3%, respectively. The remaining percentages were in special services categories.

The 1990 Census information indicates that the unemployment rates ranged from a high of 6.2% in the primary trade area to a low of 5.0% in the tertiary trade area. As discussed in the Location Analysis, the most recent unemployment rate in was 7.0%, which indicates an overall increase in employment from the 1990 Census. We feel the subject market will witness modest employment growth in upcoming years and a declining unemployment rate.

Expenditure Potential

The Expenditure Potential charts located in the Addenda outline Strategic Mapping, Inc. retail sales projections for the subject trade area. The highest sales growth in the primary trade area appears to be for electronics, drug, and video stores. These three categories also represent high growth in the secondary and tertiary trade areas. The average growth rate for retail sales in the primary trade area is projected at 1.65% in the primary trade area, 1.61% in the secondary trade area, and 1.65% in the tertiary trade area.

Strategic Mapping, Inc. examines the product potential for various store types for each portion of the subject trade area. Based on statistical sampling, Strategic Mapping has derived a benchmark per household expenditures for each store type. Comparing the figures in the trade area to the benchmark figure, it is apparent that those individuals in the subject trade area are much more likely to spend on items in drugs, groceries, and convenience stores.

The Strategic Mapping Expenditure Potential Index is defined as follows, 'An index which shows the amount by which an area per household expenditures, differed from that of the benchmark.' The benchmark is defined as the average or common expenditure among households for a larger region. Values below 100 signify that this area is below the benchmark per household expenditures and correspondingly values above 100 indicate a higher than average expenditure per household. The overall Expenditure Index for the primary area is 92.1, while the benchmark indices for the secondary and tertiary trade areas are 96.7 and 99.2, respectively. In conclusion, the expenditure indices for the subject trade areas indicate that the all of the trade area populations spend less than the benchmark household on retail. The area generates retail sales based on the existing population, as well as the increasing income potential.


--------------------------------------------------------------------------------

================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------

Market Indicators

The subject center contains 17 tenant suites ranging in size from approximately 1,500 to 20,000 square feet and one pad site (Acme supermarket) consisting of 32,200 square feet. Discussions with local leasing agents reveal that typical ground level satellite space rents in the area generally range from $8.00/SF to $15.00/SF depending upon the physical and locational characteristics of the space and $5.50/SF to $10.50/SF for anchor space depending upon the same criteria. Percentage rent clauses tend to be uncommon for satellite tenants. Retail leases are typically structured on an absolute net basis with flat rents over the term. Based upon discussions with brokers and managing agents in the area, as well as our observations during our inspection, competing centers in the subject's market area have vacancy rates which generally fall within the 0.0% to 10.0% range with an average vacancy rate of approximately 5.0%. The subject center is currently 99% occupied.

Summary

The outlook for the subject's market is good. Future projections indicate an increase in population and households in all three trade areas from 1980 through 1995. Further, the trade areas exhibit increased spending potential over the same period, while income levels appear to be increasing at rates slightly below projected inflationary rates which is common during periods of economic recovery. Overall, the subject trade areas reflect relatively strong retail characteristics; thus, we conclude that the trade area represents a viable retail market.


--------------------------------------------------------------------------------

                              PROPERTY DESCRIPTION

================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

                                  SITE ANALYSIS

Location:                     The subject is located on the west side of
                              South Fourth Street in the city of Allentown, Lehigh County, Pennsylvania.

Parcel Number:                Map H10SW1D, Block 1, Lots 1 & 1D

Land Area:                    11.36 acres, or 494,842 square feet

Shape and Frontage:           The subject consists of an irregularly shaped
                              parcel with a total of 494,842 square feet, or
                              11.36 acres. The site has approximately 590 feet of frontage along South Fourth Street and approximately 413 feet of frontage along Wabash
                              Street.

Exterior Parking:             There are 592 parking spaces on site.

Topography and
Drainage:                     The site slightly slopes downward from South
                              Fourth Street. Our investigation did not reveal any significant drainage problems.

Soils: No soil report was provided and it is assumed that the soils is adequate for the existing use.

Easements:                    No title report was provided in connection with
                              this appraisal. No survey showing the location of any easements was available. Thus, it is not possible to make a definite conclusion regarding any potential impacts on value of the location of any such easements or encroachments. It is specifically assumed that any easements, restrictions, or encroachments that might appear against the title would have no adverse impact on marketability or value.

Covenants, Conditions, and    No private deeds or restricting convenants
Restrictions:                 affecting the development, other than zoning, were
                              found to affect the site.

Utilities                     All public utilities including gas, electricity,
                              and telephone, as well as water, storm, and sanitary sewer systems are available to the site.

Flood Zone:                   According to maps published by the Federal
                              Emergency Management Agency (FEMA), the subject lies within Zone C as indicated on FEMA Community
                              Map Panel No. 420585-005B, dated January 6, 1995.
                              This zone is described as follows:

                              FEMA Zone C: "This area is identified in the community flood insurance study as an area of moderate or minimal hazard from the principal source of flood in the area. Buildings in this zone could be flooded by severe, concentrated rainfall coupled with inadequate local drainage systems. Local storm


--------------------------------------------------------------------------------

================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

                              water drainage systems are not normally considered in the community's Flood Insurance Study. The failure of a local drainage system creates areas of high flood risk within this rate zone."

Environmental Issues:         The value estimate rendered in this report is
                              predicated on the assumption that there is no hazardous material on or in the property that would cause a loss in value. No evidence of hazardous waster or toxic materials was visible.
                              CB Commercial has no knowledge of the existence of these substances on or in the subject property.
                              However, CB Commercial is not qualified to detect hazardous waster or toxic materials.

Adjacent Properties:

     North:                   Retail and Industrial uses.

     South:                   Retail and industrial uses.

     East:                    Residential uses.

     West:                    Residential uses.

Comments/Conclusions:         The subject is a 11.36-acre site on a paved street
                              served by necessary utilities. Access and visibility are considered be good. There are no adverse soil conditions of which CB Commercial
                              Real Estate Group, Inc. is aware. The shape of the parcel is irregular and results in no specific limitation. The topography is sloping though possesses no specific development limitation.
                              There is no excess land and the unimproved portions of the site are fully utilized by a macadam parking lot. From a physical standpoint, the site is considered to be adequate for many types of development.


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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

                              IMPROVEMENT ANALYSIS

The subject improvements were constructed in 1959. Acme was built in 1978 and renovated in 1993. The improvements consist of a single-story community shopping center containing 116,801 square feet of gross leaseable area. The leasable area includes Family Dollar's expansion of 2,000 square feet of used storage space; thus, the former gross leaseable area was 114,801 square feet. The shopping center contains eighteen tenant suites, of which one is an outparcel (Acme). The following is a description of the improvements based on our physical inspection, municipal records, and from discussions with and materials provided by the client. The basic construction features are summarized as follows:

Construction Class            The class of construction is the basic subdivision
                              in Marshall Valuation Service which divides all buildings into five basic groups by type of framing (supporting columns and beams), walls, floors, roof structure, and fireproofing. The subject is considered to be of construction Class
                              B(1).

Competitive Rating            The subject is considered a Class B building in
                              terms of quality as it is perceived in the marketplace.

Foundation                    Poured concrete

Frame                         Concrete block over a steel frame

Floor Construction            Concrete slab

Exterior Walls                Load-bearing concrete block over a steel frame
                              with split-faced block.

Fenestration                  Aluminum framed glass windows and double-paned
                              glass front doorways.

Roof Structure & Covering     Flat, presumably built-up composition covering
                              over steel deck with steel bar joist supports. We were unable to inspect the roof and assume the roof is in average overall condition.

----------

(1) The primary characteristic of Class B Buildings is the reinforced concrete frame in which the columns and beams can be either formed or precast concrete. They may be mechanically stressed, and the structure is fire resistant.

(Source:  Marshall Valuation Service)


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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Exterior Condition            Average

Interior Partition System     Metal studs with gypsum board cover.

Interior Finishes - Tenant
Space

                              Floors:   Combination of vinyl tile and carpet.

                              Walls:    Painted or covered gypsum board.

                              Ceilings: Suspended acoustic tiles.

                              Lighting: Recessed florescent lighting.

                              Summary:  The interiors of the subject are
                                        considered to be of average to good
                                        quality  and similar to competitors.

HVAC Heating and ventilation is provided to the majority of the tenant suites by roof-mounted HVAC units. Each of these units pump the hot air throughout its suite via sheet metal air duct work hidden above the dropped ceiling. Air conditioning is supplied by the same system utilizing the duct work and supplying cool air during the summer months. The HVAC system is a gas-fired forced air system.

Electrical                    The electrical system is assumed to be in good
                              working order and adequate for the building.

Fire Protection               It is assumed that the subject has adequate fire
                              alarm systems, fire exits, fire extinguishers, fire escapes and/or other fire protection measures to meet local fire marshal requirements.

Plumbing The plumbing system is assumed to be in good operating condition.

Parking Surface parking is provided for approximately 592+ vehicles.

Landscaping                   Landscaping on the subject property is adequate.

ADA Compliance                Handicap access appears to be available to all
                              areas of the center. However, we are not qualified to determine compliance with the requirements.
                              Please refer to the specific limiting condition regarding ADA compliance.

Environmental Issues          The value estimate rendered in this report is
                              predicated on the assumption that there is no hazardous material on or in the


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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

                              improvements which would cause a loss in value.

Functional Quality of Space   The interior floor plans are flexible and will
                              accommodate a variety of tenant layouts. There are no observed design problems and none are reported by management. Access to the tenant suites is available at the front and rear of the center.
                              There are no elevators within the center.

Deferred Maintenance          No deferred maintenance was observed or reported.
                              The improvements have been adequately maintained since it was constructed in 1959.

Economic Age and Life         Based on the current condition, we estimate the
                              effective age to be approximately 30 years.
                              According to the Marshall Valuation Service cost guide, buildings of this type and quality have an expected life of approximately 45 years.
                              Therefore, the remaining economic life (expected life minus effective age) is estimated at 15 years. While we observed nothing to suggest a different economic life, a capital improvement program could extend life beyond that stated above.

Quality/General Condition     The subject property conforms well with
                              competitors and substitutes in the area. The quality of construction is typical of the area.
                              Interior amenities are similar to competing properties of the same approximate age. The general condition of the improvements is average.
                              We observed no evidence of structural fatigue and the improvements appear sound. We are not qualified to determine structural integrity, however, and recommend that the reader rely upon an expert in this field for further determination.

Conclusion/Comments           The subject property is an average quality
                              shopping center located in a relatively stable area. The improvements generally conform with competitors and substitutes in the neighborhood.


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================================================================================
                                                                          ZONING
--------------------------------------------------------------------------------

                                     ZONING

The subject's zoning requirements are detailed below.

================================================================================
                                 ZONING SUMMARY
================================================================================
Current Zoning:               B4, Shopping Center Business

Legally Conforming:           Yes

Uses Permitted:               Shopping centers, retail and service uses, office
                              buildings, gasoline filling stations, public and repair garages, banks restaurants (without drive through service), exercise clubs, laundromats, amusement establishments, taverns, child and adult day-care centers, and greenhouses.

Zoning Change:                Not likely
================================================================================
        Category              Zoning Requirement
================================================================================
Minimum lot size::            4 acres

Site coverage:                50%

Front setback:                40 feet

Rear setback:                 25 feet

Side yard setbacks:           20 feet

Height limit:                 50 feet

Parking:                      5 spaces per 1,000 sq. ft. of gross floor
                              area.
================================================================================
Source:  City of Allentown Zoning Ordinance

Compiled  by:  CB Commercial Real Estate Group, Inc.
================================================================================

ZONING ANALYSIS AND CONCLUSIONS

Based upon our review of the bulk requirements and allowable uses, the subject property appears to represent a legal existing and conforming use.


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================================================================================
                                                                    TAX ANALYSIS
--------------------------------------------------------------------------------

                             TAX AND ASSESSMENT DATA

The subject property is assessed by Lehigh County, Pennsylvania. According to the assessor's office, properties within Lehigh County are assessed at 50% of market value. The last general assessment of properties in Lehigh County was 1989. No re-valuation is schedule for the near future.

The tax assessment for the subject property is presented below.

 ==========================================================================
                                 1996 ASSESSMENT
 ==========================================================================
 Map/Block/Lot:                          H10SW1D-1-1       H10SW1D-1-1D
 Land:                                   $1,099,450        $161,000
 Improvement:                            $  622,400        $627,150
 ------------                            ----------        --------
 Total Assessment                        $1,721,850        $788,150
 Estimated Taxes                         $   87,470        $ 40,038
 Total Taxes                             $  127,508
 ==========================================================================
 Source:  Lehigh County Assessor's Office
 Compiled by: CB Commercial Real Estate Group, Inc.
 ==========================================================================

Based on the current tax rate of $50.80 per $1,000 assessed value, the estimated taxes for the subject is shown in the previous table. The total taxes for the subject are $127,508, or $1.09 per square foot based on the rentable square footage of the center.

Tax and Assessment Conclusion

According to the tax assessor's office, school taxes are collected on a fiscal year and town/county taxes are collected on a calendar year. We have estimated the taxes for the shopping center at $127,508 for calendar year 1996 in our cash flow. Our discussions with the assessor indicated that the subject's taxes have increased inline with the area's inflation rate, or approximately 3.0% per annum. We have, therefore, projected a long-term tax growth for all taxes equal to 3.0% per year.


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                                                     HIGHEST & BEST USE ANALYSIS
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                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria that the highest and best use must meet are:

                           o  legal permissibility;

                           o  physical possibility;

                           o  financial feasibility; and

                           o  maximum profitability.

Highest and best use is applied specifically to the use of a site as vacant. It is recognized that in cases where a site has existing improvements, the concluded highest and best use as if vacant may be different from the highest and best use given the existing improvements (as improved). The existing use will continue, however, until the land value, in its highest and best use, exceeds that total value of the property under its existing use plus the cost of removing or altering the existing structure.

Implied in the highest and best use is a recognition of the contribution of a specific use to the community environment or to the community's development goals, in addition to wealth maximization of individual property owners. Also implied is that the conclusion of highest and best use that results from the appraiser's judgment and analytical skill, i.e., that the use determined from the analysis represents an opinion, not a fact to be found.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

HIGHEST AND BEST USE AS THOUGH VACANT

Legal Permissibility

The legally permissible uses were discussed in detail in the site analysis and zoning sections of this report. Based on our review of the zoning restrictions, the site can be developed with several different uses, including retail and commercial office uses.

Physical Possibility

The physical characteristics of the subject site were discussed in detail in the site analysis. Overall, a wide range of legally permissible uses would be physically possible, including a variety of commercial uses.

Financial Feasibility

The test of financial feasibility is put only to those uses which are legally permissible and physically possible. If the property is capable of generating a sufficient net income to cover the required rate of return on investment and provide a return to the land, then the usage is financially feasible within a defined price limit.


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================================================================================
                                                     HIGHEST & BEST USE ANALYSIS
--------------------------------------------------------------------------------

In our determination of financial feasibility we have analyzed current market rental rates for several different property types. The net income produced by the proposed or new improvements must provide a return above the cost to develop the property, including acquisition of the land.

Through a cost/income analysis we have determined that development of the subject site is not financially feasible at this time. Based on the analysis of supply and demand factors at the present time, rents achieved for retail and/or office uses would not support the cost of construction. Based on the aforementioned, we have determined that development of the subject site at the present time with a retail center is not currently feasible.

Maximum Profitability

The final test of highest and best use of the site as though vacant is the use be maximally productive, yielding the highest land value. Based on our feasibility analysis we have determined that land banking the subject site is the maximally productive use at the present time.

Conclusion: Highest and Best Use As Vacant

The concluded highest and best use of the subject as though vacant is land banking until such time that development of the site with a retail/commercial facility is financially feasible.

HIGHEST AND BEST USE AS IMPROVED

Legal Permissibility

As discussed, the subject site's zoning and legal restrictions permit a variety of land uses. Regardless, the site has been improved with a neighborhood shopping center. Based upon review of the City of Allentown's Zoning Ordinance, it is our opinion that the improvements are within the established guidelines.

Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the improvement analysis section of this report. Overall, the layout and positioning of the improvements is considered functional for shopping center use, and the floor plan is considered to be reasonable in comparison to other shopping centers in the area. The improvements have good retail features, have been adequately maintained, and are physically capable of sustaining their current use over the extended future.

Financial Feasibility

As with the highest and best use of the site as though vacant, the financial feasibility of the site as improved is market derived. Typically, for retail properties similar to the subject, the test of feasibility is based on the amount of rent that can be generated less operating expenses. If a


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================================================================================
                                                     HIGHEST & BEST USE ANALYSIS
--------------------------------------------------------------------------------

residual amount exists after paying the various expenses, then the land is being put to a productive use. At present, the subject is 100% occupied. CB Commercial estimates that the appropriate stabilized market occupancy approximates 95%. Based on the historical and current operating status of the subject property, CB Commercial anticipates that the improvements are capable of providing an adequate return on the investment before any debt service requirements. Therefore, we conclude that the current use of the improvements is a financially feasible use of the property as improved.

Maximum Profitability

Similar to the highest and best use of the site as though vacant, the maximum profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use.

Conclusion: Highest and Best Use as Improved

Based on the foregoing discussions, CB Commercial concludes that the highest and best use of the property, as improved, is consistent with the existing use as a shopping center. There are no apparent alternative uses of the existing improvements that would produce a higher net income and/or value over time than the current use. The current use is a legally permissible use and appears to represent the highest and best use as improved.

Furthermore, CB Commercial does not believe that conversion of the improvements or demolition is warranted or financially feasible.


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                                   VALUATION

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

                              APPRAISAL METHODOLOGY

The appraisal process is defined as an orderly program by which the problem is planned and the data involved is acquired, classified, analyzed and interpreted into an estimate of value. In this process three basic approaches to value are considered: Cost Approach, Sales Comparison Approach, and Income Capitalization Approach. In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

The final step in the appraisal process is reconciliation -- a process by which CB Commercial analyzes alternative conclusions and selects a final value estimate from among two or more indications of value. CB Commercial weighs the relative significance, applicability and defensibility of each approach as it relates to the type of property being appraised.

THE COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.

SALES COMPARISON APPROACH

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences with the final estimate derived based on the general comparisons.


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                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of atypical conditions affecting the sales price. Although there have been few sales in the region, the sales that were gathered were utilized to form an opinion of value. However, given the lack of relevant sales data, we have not placed minimal reliance upon this approach and have used it to provide additional support to the Income Approach.

INCOME CAPITALIZATION APPROACH

The methodology of the Income Capitalization Approach is to determine the income-producing capacity of the property on a stabilized basis by estimating market rent from comparable rentals, making deductions for vacancy and collection losses and building expenses, then capitalizing the net income at a market-derived rate to yield an indication of value. The capitalization rate represents the relationship between net income and value.

Related to the direct capitalization method is the discounted cash flow method. In this method of capitalizing future income to a present value, periodic cash flows (which consist of a net income less capital costs, per period) and a reversion (if any) are estimated and discounted to a present value. The discount rate is determined by analyzing current investor yield requirements for similar investments.

Since investors are active in the marketplace for properties similar to the subject, the Income Capitalization Approach is particularly applicable to the appraisal problem at hand. There is an adequate quality and quantity of income and expense data available to render a reliable and defensible value conclusion. For income producing properties similar to the subject, the Income Capitalization Approach is considered to be the most reliable. Therefore, this approach has been employed as the primary methodology for this assignment.


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                                                       SALES COMPARISON APPROACH
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                            SALES COMPARISON APPROACH

The Sales Comparison Approach provides an estimate of market value based on analyzing transactions of similar properties in the market area. The method is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing one with the same utility. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed.

There are various units of comparison available in the evaluation of sales data in this approach. The sale price per square foot is the most commonly used in this approach. The effective gross income multiplier (EGIM) is rarely used by market participants because of the inconsistencies in estimating effective or gross income, vacancy, and expense differences.

We conducted a thorough sales search for comparable shopping centers in the subject's market area. Through our sales search, we were able to identify a limited number of sales with similar characteristics to the subject. The following table summarizes what are considered to be the most recent and proximate comparable sales. Detailed write-ups of each comparable are included in the addendum.

====================================================================================================================
                                        SUMMARY OF COMPARABLE RETAIL SALES
====================================================================================================================
                                                  Gross
 No.      Property Name/ Location     Sale      Leasable                        NOI           OAR        Sale Price
                                       Date     Area (SF)     Sale Price     Per S.F.                     Per S.F.
--------------------------------------------------------------------------------------------------------------------
  1     15th & Allen St. Center        1/96       46,503      $4,242,000      $ 9.94        10.89%        $ 91.22

        1401-1451 Allen Street
        Allentown
        Lehigh County, PA

  2     Stefko Shopping Center         1/96      134,446      $5,618,000      $ 4.59        10.99%        $ 41.79

        Stefko Boulevard
        Bethlehem
        Northampton County, PA

  3     Town Center Shopping Ctr.      11/95     118,776      $5,714,998       $5.49         11.4%        $ 48.12

        Route 222 & Lenape Dr.
        New Britain, Bucks Co., PA

  4     MacArthur Plaza                10/95     29,600       $3,831,667      $ 13.92       10.76%        $ 129.45

        2419 MacArthur Road
        Whitehall Township
        Lehigh County, PA
====================================================================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
====================================================================================================================


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================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF IMPROVED SALES

The sales reflect unit prices ranging from a low of about $41.79 to a high of approximately $129.45/SF with the significant difference reflecting the economics of the various centers. The sales all had high levels of occupancy and were in generally good condition. The difference in unit prices then were more directly tied to net operating income and investor yield rates.

The comparable sales presented offer a simplistic view of the market. Since only general details of existing income and expenses were available, specific analysis is nearly impossible. Accordingly, this method acts as a general gauge of the market and therefore will be utilized as support to our findings in the Income Approach.

Analysis

The following discussion analyzes the aforementioned comparables relative to the subject property.


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                                                            COMPARABLE SALES MAP
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                              COMPARABLE SALES MAP
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                               [GRAPHIC OMITTED]


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Compiled by:  CB Commercial Real Estate Group, Inc.
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                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

Sale 1

         Sale number one, located at the intersection of 15th Street and Allen Street in Allentown, is a 46,503 square foot shopping center which sold in January of 1996 for $4,242,000 or $91.22/SF. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed circa 1950 and was in very good overall condition at the time of sale since it was recently renovated. Access, exposure, visibility and general locational attributes of the center are superior to the subject; however, the center is similar in size to the subject. Market conditions at the time of sale were similar to current market conditions. This sale's NOI is reportedly $462,049, or $9.94/SF, indicating an overall rate of 10.89%. The economics of this property, at least in terms of NOI per square foot, is superior to the subject.

Sale 2

         Sale number two, located in the City of Bethlehem, consists of a single-story community center which contains an aggregate 134,446 square feet. This center, known as the Stefko Shopping Center, sold in January of 1995 for $5,618,000, or $41.79/SF of gross leasable area
         (GLA). Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed in 1965 and appeared to be in average condition. The property's location with regard to access and visibility are considered superior to the subject. Furthermore, the center is significantly larger than the subject. Market conditions at the time of sale were similar to current market conditions. The NOI was reportedly $617,577 ($4.59/SF), indicating an overall rate of 10.99%. This property operates at a level of net income that is similar to the subject.

Sale 3

         Sale number three, Town Center Shopping Center, is located in New Britain, Bucks County. It is a 118,776 square foot shopping center which transferred in November 1995 for $5,714,998, or $48.12 per square foot. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed circa 1967 and was in good overall condition at the time of sale. Access, exposure, visibility, and general locational attributes of the center are superior to the subject. Market conditions at the time of sale were similar to current market conditions. This sale's NOI is reportedly $652,080, or $5.49 per square foot, indicating an overall rate of 11.4%. The economics of this property in terms of NOI per square foot is similar to the subject.


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                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

Sale 4

         Sale number four, MacArthur Plaza, is located at 2409 MacArthur Road in Whitehall Township in Lehigh County, Pennsylvania. It is a 29,600 square foot shopping center which sold in October of 1995 for $3,831,667, or $129.45/SF. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed circa 1988 and was in very good overall condition at the time of sale. Access, exposure, visibility and general locational attributes of the center are superior to the subject, however, the center is considerably smaller in size to the subject. Market conditions at the time of sale were similar to current market conditions. This sale's NOI is reportedly $412,122 or $13.92/SF, indicating an overall rate of 10.76%. The economics of this property in terms of NOI per square foot is superior to the subject.

Net Operating Income Analysis

The net operating income level for the comparables ranged from $4.59 to $13.92 per square foot, per year. As noted, the subject's first-year NOI is $4.61 per square foot, representing the low end of the comparable range. Given the correlation between price paid per square foot and NOI per square foot it would seem reasonable to conclude that the subject would below the range established by the comparable properties.

The following chart depicts the calculations involved in developing adjustment factors to be applied to the respective price per square foot units of comparison developed from the comparables employed.

=======================================================================================================
                                 NET OPERATING INCOME (NOI) ANALYSIS
-------------------------------------------------------------------------------------------------------
         Subject's NOI/SF
 Sale    ----------------                       Sale Price        Adjustment         Adjusted $/SF
 No.      Sale's NOI/SF        Multiplier          $/SF                               for Subject
-------------------------------------------------------------------------------------------------------
  1          $4.61              0.46               $91.22        -$49.26                 $41.96
            ------
             $9.94

  2          $4.61              1.00               $41.79          $0.00                 $41.79
            ------
             $4.59

  3          $4.61              0.84               $48.12         -$7.70                 $40.42
            ------
             $5.49

  4          $4.61              0.33              $129.45        -$85.44                 $44.01
            ------
            $13.92
=======================================================================================================

For the most part, there is a direct correlation between the NOI/SF and sale price per square foot. As the net income level increases, so does the price paid per square foot. After adjusting


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                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

the four sales, they support a range of value for the subject between approximately $40.01/SF to $44.01/SF. Based on our analysis, the subject's value would be approximately $42.50/SF. The subject has a total building area of 116,801 square feet. The value estimate via the Sales Comparison Approach is calculated as follows:

   ================================================================
   Net Rentable Area of Subject          116,801 square feet
   Value per square foot                $42.50 per square foot
   Indicated Value:                           $4,964,043
                                              ----------
   ROUNDED:                                   $5,000,000
   ================================================================

Overall, very little emphasis has been placed on this approach because of the quality of the data. It is used primarily as a check of the value derived via the Income Approach.

We estimate the as is market value of the leased fee interest in the subject property, via the sales comparison approach, as of June 1, 1996, is:

                          --- FIVE MILLION DOLLARS ---
                                  ($5,000,000)


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                                                  INCOME CAPITALIZATION APPROACH
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                         INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over period of time. The two common valuation techniques associated with the Income Capitalization Approach are direct capitalization and the discounted cash flow (DCF) analysis.

DIRECT CAPITALIZATION

Direct capitalization is the method used to convert a single year's estimate of income into a value indication. In direct capitalization, a precise allocation between return on and return of capital is not made because investor assumptions or forecasts concerning the holding period, pattern of income, or changes in value of the original investment are not simulated in the method. Direct capitalization is most appropriate when analyzing a stable income stream and in estimating the reversion at the end of a holding period. Using this method, the following sets forth the process:

      1. Estimate the Potential Gross Income (PGI) from all sources that a competent owner should be able to generate from a property based on existing and/or market rents.

      2. Deduct an estimate of Vacancy and Collection Loss (VCL) to arrive at an Effective Gross Income (EGI) estimate.

      3. Deduct operating expenses from the estimate of EGI. The result is an estimate of the stabilized Net Operating Income (NOI).

      4.    Estimate an Overall capitalization rate (Ro, or OAR).

      5. Divide the NOI by Ro, resulting in a value estimate at stabilized occupancy.

      6. Adjust the stabilized value to account for "As Is" condition, if applicable.

DISCOUNTED CASH FLOW ANALYSIS

The discounted cash flow (DCF) analysis is a detailed analysis used when the future income is expected to be variant, usually as a result of numerous lease obligations and/or anticipated changes in income and expenses. It is also particularly relevant when institutional buyers are the most likely purchasers of the subject because institutional buyers often place great weight on this analysis. The DCF analysis specifies the quantity, variability, timing, and duration of NOIs and cash flows. Selecting the proper yield rate (discount rate) is essential. CB Commercial must consider the target yield sought by investors as well as yields derived from comparable sales and/or market information. The methodology is:

      1. Estimate the before-tax cash flows for each period of a projected holding period net of any capital expenditures such as leasing expenses and tenant improvements.


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

      2.    Estimate a discount rate and a terminal overall capitalization rate.

      3. Estimate a selling price, known as the reversion, for the end of the projected holding period.

      4. The cash flows and the reversion are then discounted to a present value estimate.

APPROPRIATE CAPITALIZATION METHOD

A number of factors were considered in evaluating the appropriateness of using the direct capitalization method and/or the DCF technique including the occupancy status, lease structures, above/below market rents and typical buyer behavior. As a result of considering the foregoing factors, both the DCF technique and the income capitalization technique are employed in this appraisal.

ESTIMATE OF MARKET RENT

Rent analysis involves both a study of market (comparable) rentals and the subject's existing rents (if any). Market rent is the rent that a property would most probably command in the open market; indicated by the current rents paid and asked for comparable space.

SUMMARY OF COMPARABLE RENTALS

CB Commercial surveyed competitive properties and lease transactions for comparison to the subject. The selected comparable rentals are summarized in the following chart with a map and discussions of each comparable provided on the following pages.

ANALYSIS OF COMPARABLE RENTALS

We have obtained comparable leases from shopping centers situated within the subject's regional market area which are summarized above. In terms of satellite space, comparables #1 through #5 indicate that the leased spaces range in size from 950 to 9,910 square feet which adequately represents the subject's square footage range. All the leases cited were signed between 1994 and 1995 and represent the most recent leasing activity in the competitive marketplace. The leases include a variety of uses and represent a similar tenant mix to the subject center. The above leases are considered to be generally similar to the subject in terms of condition, quality and location. We have examined the average effective rental rates of these comparables and determined that the effective rent is similar to the face rent, since their was no tenant improvements or free and escalation's were similar.


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                                                  INCOME CAPITALIZATION APPROACH
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=========================================================================================================================
                                     SUMMARY OF COMPARABLE SATELLITE SPACE RENTALS
=========================================================================================================================
          Center Name &                      Term    Start
 No.        Location           Tenant       (Yrs)     Date      Size      Rent/SF     Escalation         Comments
-------------------------------------------------------------------------------------------------------------------------
  1     Kingston Plaza     Everything        1 yr     9/95     6,500      $5.50       $950 Step          No Option
        Third Avenue       $0.99 Store      3 mos                                     in Year 2      % Rent = 3% over
        East of Pierce                                                                                  $1,191,660
        Street,
        Kingston, PA
-------------------------------------------------------------------------------------------------------------------------
  2     Mark Plaza         Spectrum Rents   5 yrs    10/95     3,600      $8.00        Flat for       1 5-yr Option @
        N/S Route 11,                                                                    term            $9.00/SF
        Edwardsville, PA
                           Keens Floral     5 yrs     8/95     7,000      $8.00         Annual        1 5-yr Option @
                           Factory                                                     step-up           $8.83/SF
                                                                                                     % Rent = 3% over
                                                                                                    Natural Breakpoint
                           Mattress Man     5 yrs     7/95     3,600      $11.50       Flat for          No Option
                           (Pad Site)                                                    term        % Rent = 4% over
                                                                                                    Natural Breakpoint
-------------------------------------------------------------------------------------------------------------------------
  3     Birney Plaza       Everything       3 yrs    09/95     4,000      $7.00        Flat for       1 3 yr Option @
        N/S Route 11,      $0.99 Store                                                   term            $7.50/SF
        Moosic, PA                                                                                   % Rent = 3% over
                                                                                                         $933,000
-------------------------------------------------------------------------------------------------------------------------
  4     Triangle Plaza     Electronic       5 yrs    06/95     2,400      $11.50        Annual           No Option
        Route 115          Systems                                                    Percentage         No % Rent
        Wilkes-Barre, PA                                                               increase
                           TCBY             5 yrs    03/95     2,200      $11.00        Annual         1 5 yr Option
                                                                                     Prctge inc.         No % Rent
                           Party City       10 yrs   05/94     9,910      $11.00       $1.65/SF          No Option
                                                                                       Step-up           No % Rent
-------------------------------------------------------------------------------------------------------------------------
  5     Gateway Plaza      Holiday Hair     3 yrs    06/94       950      $15.48        Annual           No Option
        N/S Route 11,      Fashions                                                   Percentage         No % Rent
        Edwardsville, PA   (Renewal)                                                   increase
                           McKenzie         3 yrs    06/94     3,080      $ 8.50        Annual           No Option
                                                                                      Prctge inc         No % Rent
=========================================================================================================================
                                       SUMMARY OF COMPARABLE ANCHOR SPACE RENTALS
=========================================================================================================================
  6     Pottstown Center   Wal-Mart         20 yrs   07/95    121,267     $6.99        Flat for       6, 5-yr Options
        Montgomery Cty.                                                                  term            No % Rent
        Pottstown, PA

  7     Route 6 Mall       K-Mart           25 yrs   03/95    119,229     $5.77        Flat for      10, 5-yr Options
        N/S Route 6,                                                                     term        % Rent = 1% over
        Wayne County                                                                                    $20,000,000
        Honesdale, PA

  8     Bradford Towne     K-Mart           25 yrs   07/94     94,481     $5.00        Flat for      10, 5-yr Options
        Centre,                                                                          term        % Rent = 1% over
        Bradford County                                                                                 $16,875,000
        Wysox, PA

  9     Builder's Square   Builder's        25 yrs   03/94    106,400     $10.05       Flat for      10, 5-yr Options
        Center             Square                                                        term            No % Rent
        Cetronia Road
        Lehigh County
        Whitehall, PA
=========================================================================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
=========================================================================================================================


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             COMPARABLE RENTALS MAP
--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]


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Compiled by:  CB Commercial Real Estate Group, Inc.
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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

These comparable centers are located throughout the metropolitan region in competitive areas to the subject property. Furthermore, they are all similar in age to the subject and considered to be of a similar functional design. All of the retail leases were written on a triple net basis, whereby the tenants assume their proportionate share of operating expenses, real estate taxes, and insurance. The higher rates typically reflect smaller satellite spaces, while lower rental rates are typically negotiated for anchor sized spaces. We have also considered asking rental rates in our analysis; however, they were deemed to be less reliable than the leases presented.
As a result, we have not included asking rentals.

The satellite space face rental rates ranged from $5.50/SF to $15.48/SF with a central tendency of $9.75/SF. However, the majority fell between $8.00/SF and $11.50/SF. The rents at the upper end of the range, or those in the $11.00/SF range best reflect the subject property's achievable rents. As a result, we have concluded to a rental rate within for the subject's satellite space of $11.00/SF. Based upon our analysis, we feel that a "net" rental rate of $11.00/SF is adequately supported. However, for larger satellite spaces a rental rate somewhat below is necessary. Thus, for spaces greater between 5,000 and 7,500 square feet, we considered a market rent of $7.00 per square foot, net.

The anchor leases, or comparables #6 through #9, ranged from $5.00/SF to $10.05/SF with an average lease rate of $6.95/SF. The anchor rents reflect a close range for a variety of locations with the exception of comparable #9. However, this lease to Builder's Square has no percentage rent clause and, as a result, agreed to pay a higher base rent. As a result, we have concluded to a rental rate within for the subject's anchor space of $5.00/SF (spaces ranging from 15,000 to 20,000 square feet). Based upon our analysis, we feel that a "net" rental rate of $5.00/SF is adequately supported.


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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

In addition to surveying comparable centers, we have also analyzed the most recent lease transactions at the subject center. Since there have been several recent leases at the subject property, these leases have been given substantial weight in our analysis of the subject's market rental rates. These leases are detailed below.

ANALYSIS OF SUBJECT LEASES

The following table summarizes the subject property's recent lease history.

==================================================================================================================
                                        SUMMARY OF RECENT SUBJECT LEASES
==================================================================================================================
                                New /     Term                          Contract                    TI's    Free
           Tenant               Renew    (Years)     Date      Size       Rent       Escalation     / SF    Rent
------------------------------------------------------------------------------------------------------------------
Vesuvios Pizza                  Renew       5        6/96      1,808     $10.00     $151 Step in    None    None
                                                                                       Year 2
Chicken & Ribs                   New       10        6/96      1,500     $10.00         None        None    None
Montesino                        New        5        4/96      1,500     $10.00     $125 Step in
                                                                                       Year 2
==================================================================================================================
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
==================================================================================================================

The typical lease at the subject property is triple net whereby the tenant is responsible for reimbursing the landlord for such expenses as real estate taxes, insurance, and common area maintenance (CAM). Recent retail leases at the subject were $10.00 per square foot. The terms of the recent leases have typically been between five and 10 years which is similar to quoted market terms. Based on our survey of local leasing agents and owners, five-year terms are most common with satellite tenants such as those found in the subject center. Therefore, for the purpose of our analysis, we have utilized a lease term of five years for all tenant suites for speculative renewals.

In our interviews with competing leasing agents and owners, we also inquired as to the market norm for rent escalations. Most of the agents agreed that three- to five-year leases are typically flat, with some sort of escalation or bump in 10-year leases. Regardless of the method of escalations, most of the subject and comparable leases have escalations which are intended to be similar to anticipated increases in the CPI. Therefore, we have assumed that the rent will remain flat throughout the five years of the lease term.

According to the subject leasing agent, TI's are typically not given, with the owner generally providing a " vanilla box" for new tenants and nothing for renewals. Retail space is typically taken "as-is" with the tenant fitting out their space to their own specifications. We project that no tenant alteration allowance would be provided for new or renewal leases.

All of the leasing agents surveyed reported minimal if any free rent. A review of the immediate market indicated that no free rent was typically offered to tenants that leased space in the


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

subject center over the past three to four years. Therefore, based upon the most recent leases within the market, as well as conversations with local leasing agents, we have projected that no free rent will be offered to prospective tenants.

CONCLUSIONS: MARKET RENT ESTIMATE FOR THE SUBJECT PROPERTY

Based on the previous analysis, the current market lease parameters for the subject property are estimated as follows:

========================================================================
                     CONCLUDED MARKET LEASE TERMS
                       (PER SQUARE FOOT / YEAR)
------------------------------------------------------------------------
         Category               Satellite Space         Anchor Space
------------------------------------------------------------------------
Market Rent                   $10.00 & $7.00(NNN)       $5.00 (NNN)
Lease Term                          5 Years              20 Years
Annual Escalation                    0.0%                  0.0%
Tenant Improvements                  $0.00                 $0.00
Free Rent (Months)                 0 Months              0 Months
------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
========================================================================

CONTRACT RENT

As discussed, the subject's leasable area is divided into eighteen suites within one building and one outparcel. Currently, the subject is 100% occupied.

Through our research of the subject property, which included a complete review of lease abstracts, rent rolls (both current and historical), and detailed discussions with the property manager and leasing agent, the following rent roll summary was utilized to detail currently leased suites and general information employed for this approach. Additionally, within the Addenda are copies of the tenant lease assumptions, generated by Pro-ject+ Plus, a computerized lease-by-lease analysis program.

Information submitted to us and contained in the Addenda provide additional support to the data and assumptions inputted for this method and is assumed to be correct and reliable. CB Commercial reserves the right to amend our input assumptions if any documentation is subsequently available which contradicts that assumed for this method. Located on the following page is the subject rent roll summary.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

=====================================================================================================
                                 MOUNTAINVILLE PLAZA, ALLENTOWN, PA
                                              RENT ROLL
=====================================================================================================
                                                   Square                         Rent /    Annual
   Suite                   Tenant                   Feet     Begin       End        SF        Rent
-----------------------------------------------------------------------------------------------------
     1       Rose Garden Laundry                     1,500   10/91      06/98       $8.50     $12,750
     2       The Beer Mart                           3,000   01/92      10/97      $10.00     $30,000
     3       Family Dollar Store                     8,689   09/90      06/00       $5.91     $51,352
     4       Golden Harvest Restaurant               5,000   02/89      10/98       $9.00     $45,000
     5       National Auto Stores                    7,476   03/88      02/98       $5.50     $41,118
     6       Carvel Ice Cream                        1,500   01/86      10/97      $10.40     $15,600
     7       Kling's Handyman                       20,000   10/90      01/99       $4.00     $80,000
     8       Colortyme                               3,500   04/87      05/99       $8.75     $30,625
     9       Beneficial Consumer Discount            2,000   06/88      05/98      $10.00     $20,000
    10       Thrift Drug                            15,808   04/79      04/99       $3.80     $60,070
    11       Wine & Sprits                           5,515   12/79      02/96       $6.39     $35,241
    12       His & Her Hair Shop                     1,305   11/82      10/97      $10.22     $13,337
    13       Vesuvios Pizza                          1,808   06/84      12/96       $6.00     $10,848
    14       Acme Markets                           32,200   01/86      04/98       $2.65     $85,330
    15       Bargains Galore                         3,000   07/94      07/96       $7.00     $21,000
    16       Studio Nails                            1,500   07/95      07/96       $6.20      $9,300
    17       Montesino                               1,500   04/96      04/01      $10.00     $15,000
    18       Chicken & Ribs                          1,500   09/96      08/01      $10.00     $15,000
             Total Leased Square Feet              116,801       Average Rent:     $ 5.06    $591,571
             Vacant Space                                0
             Occupancy-Overall                        100%
=====================================================================================================
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
=====================================================================================================

The subject's tenancy is comprised of regional and local tenants including Acme, Family Dollar, National Auto, and Kling's Handyman. Additionally, Thrift Drug is a national tenant. Overall, the quality of the tenancy is considered to be good for the area. Current rental rates range from $2.65/SF to $10.40/SF.

SPECIAL LEASE PROVISIONS AND ASSUMPTIONS

The following discussion summarizes any lease provisions and assumptions of special note.

Pending Leases

According the subject's leasing agent, the lease for the Chicken and Ribs store is out for signature. We have assumed that this lease will commence September 1996.

Tenants Vacating

According to the subject property's leasing agent, Bargains Galore will vacate at the termination of its lease (July 1996). We have assumed that this space will be re-leased within six months.


--------------------------------------------------------------------------------

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Renewal Options

Options to renew at below or above market rent may have an impact on the valuation analysis. For example, if below market renewals are exercised, they may result in a downward impact on value. However, to the extent that re-tenanting costs are saved (rent loss during downtime, tenant improvements, leasing commissions, etc.), there may be an advantage in having the tenant renew at some rate below market rent in order to avoid these costs. Some of the subject leases have renewal options. Where applicable, if a tenants' option rent is below market, we have assumed that the tenant would exercise its renewal option. Conversely, if a tenants' option rent is above market, we have assumed that the tenant would not exercise its renewal option and terminate the lease.

EXPENSE REIMBURSEMENTS

Current and future hypothetical retail leases which will encumber the subject property will be based upon triple net lease structures and are consistent with recent leases written at the subject property and the market in general. The tenants will be responsible for reimbursing the landlord for their pro rata share of operating expenses including their pro rata share of CAM, real estate taxes, and insurance. The pro rata share calculations for future tenants are calculated by dividing the tenant's occupied rentable area by the gross leasable area of the center.

The following is a breakdown of the subject's historical recoveries and CB Commercial's projections for the proforma. It should be noted that the subject's operating statements are based on a fiscal year basis, beginning June 1 and continuing through May 31.

Expense Reimbursements

Expense reimbursements for the subject property consist of real estate taxes, insurance, and common area maintenance. Common area maintenance expenses consist utilities, management fees, general and administrative, cleaning and repairs, and maintenance expenses. The subject's historical expense reimbursements are as follows:

                  ====================================
                         EXPENSE REIMBURSEMENT
                  ------------------------------------
                         Year         Total $ Amount
                  ------------------------------------
                         1993            $150,871
                         1994            $141,799
                         1995            $131,572
                     1996 Budget         $114,792
                   Year 1 Pro Forma      $128,622
                  ====================================
                  Source: Mark Centers Trust
                  ====================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

The first year of our DCF model indicates reimbursements of $128,622. Historical expense reimbursements have fallen in recent years due in part to a drop in expenses as management has attempted to cut costs in recent years. The budgeted amount appears to be unreasonably low based upon projected expenses and reimbursement clauses for existing tenants.

OTHER INCOME

This income category can be derived from several different sources including tenant service income, merchants association fees, late fee income, short-term storage income, professional services provided for the tenants by the landlord/management, ground rent as well as other miscellaneous sources. Other income for the subject property includes $597.50 per month for an adjacent landowner to utilized the subject property's parking lot and $1,500 per month for a cell phone antenna.

PERCENTAGE RENT INCOME

In addition to the basic rental charges, the tenants are sometimes responsible for paying the landlord additional rent equal to a specified percentage of the tenant's gross sales made in, upon, or from the premises, over a breakpoint factor or according to a specific schedule. Three of the subject tenants have percentage rent clauses contained within their leases.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

====================================================================================================================================
                                                       PERCENTAGE RENT CLAUSES
====================================================================================================================================
        Tenant                 Breakpoint            Percent            Year          Gross Sales      % Rent Paid       CBC's FY97
                                                                                                                         Projection
------------------------------------------------------------------------------------------------------------------------------------
Rose Garden Laundry             $192,857              7.00%             1994            $66,261          $     0            $65,000
                                                                        1995            $65,143          $     0

Beer Mart                       $750,000              3.00%             1994           $605,495          $     0           $620,000
                                                                        1995           $643,318          $     0

Family Dollar                  $1,448,336             3.0%              1994           $828,440          $     0           $800,000
                                                                        1995           $806,556          $     0

National Auto                  $1,250,000             1.0%              1994          $1,328,007         $   780         $1,435,000
                           $1,495,200 (4/98)                            1995          $1,437,000         $ 1,879
                           $1,774,000 (5/03)
                           $1,933,000 (5/08)
                           $2,242,800 (5/13)

Thrift Drug                    $2,000,000             3.0%              1994          $2,658,831         $ 9,205         $2,790,000
                               $2,600,000             2.5%              1995          $2,793,643         $12,731
                               $3,200,000             2.0%

Vesuvios                        $180,800              6.0%              1994           $129,276          $     0           $130,000
                                                                        1995           $132,537          $     0

Acme Markets                   $9,541,596             1.00%             1994          $11,992,324        $     0        $12,300,000
                                                                        1995          $12,310,454        $     0
====================================================================================================================================
* Acme and Thrift Drug percentage rents are offset by real estate tax recaptures.
====================================================================================================================================
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
====================================================================================================================================

Given the aforementioned sales histories, we have projected the gross sales for each tenant as illustrated in the right column of the table. We have also projected that the gross sales figures will grow by 3.0% per annum over the course of the cash flow projection.

POTENTIAL GROSS INCOME

The potential gross income for the subject property is summarized as follows.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                   STABILIZED POTENTIAL GROSS INCOME (FY 1997)
--------------------------------------------------------------------------------
                                                                  Totals
--------------------------------------------------------------------------------
Total Minimum Rent                                              $ 588,887
Expense Reimbursement
  - Common Area Maintenance Recovery
     (Including Insurance Recovery)                             $  49,603
  - Real Estate Tax Recovery                                    $  79,019
  - Percentage Rent                                             $  34,268
                                                                ---------
Potential Gross Income                                          $ 751,777
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

VACANCY AND COLLECTION LOSS

This is an allowance for reductions in potential income attributable to vacancies, tenant turnover, and non-payment of effective rent. In the direct capitalization process, a market-derived, stabilized vacancy and collection loss estimate is subtracted from potential gross income in order to arrive at effective gross income. The subject property is currently 100% leased. Furthermore, the subject's competitive market exhibits a vacancy level of approximately 4.0%. Due to the long-term leases at the subject property, the average vacancy rate over the projected holding period, which is attributed to downtime between leases, approximates a minimal 1.0%. In addition to vacancy, we estimated a blended credit loss factor of 2.0% which takes into account both national and local tenants at the subject center. Therefore, the combined long-term vacancy and credit loss factor for the subject property amounts to approximately 3.0%. In the first year of our discounted cash flow analysis, the combined credit loss amounts to $22,553.

EFFECTIVE GROSS INCOME

Given our estimate of potential gross income, other income, and a vacancy and collection loss, the estimated effective gross income is derived as follows:

================================================================================
                        EFFECTIVE GROSS INCOME (FY 1997)
--------------------------------------------------------------------------------
Potential Gross Income:                                         $ 305,786
Less:  Collection Loss                                          $   3,889
Plus:  Miscellaneous Income                                     $  25,485

Effective Gross Income:                                         $ 754,709
================================================================================

Our estimate of effective gross income used in direct capitalization is $754,709. This figure is the same as the EGI in the first year of our cash flow in the discounted cash flow method.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

OPERATING EXPENSE ANALYSIS

In projecting the revenues and expenses for the subject property, we have analyzed the historical figures for fiscal years 1993 through 1995 as well as management's forecast of revenues and expenses for fiscal year 1996. In addition, we have utilized the Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers publication to assist in our analysis. We have considered the category " Regions 1, 2 & 3 (East): Open Shopping Centers" as the most representative of the subject property. A summary of the average expenses taken from this publication increased at an inflationary rate to reflect our fiscal year 1997 analysis are presented as follows:

      ================================================================
                        COMPARABLE EXPENSE ANALYSIS
      ================================================================
                  Expense Category                     P.S.F.
      ----------------------------------------------------------------
         General & Administrative                      $ 0.08
         Repairs & Maintenance                         $ 0.36
         Services                                      $ 0.46
         Utilities                                     $ 0.18
                                                       ------
                        Total CAM                      $ 1.08
         Real Estate Taxes                             $ 1.26
         Insurance                                     $ 0.15
         Management Fees                               $ 0.41
      Total Operating Expenses                         $ 2.90
      ================================================================
      Source: Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers
      ================================================================

Our estimate of the subject's stabilized expenses are detailed as follows.

Common Area Maintenance

The subject's historical and projected common area maintenance (CAM) expenses are as follows:

            ================================================
                    COMMON AREA MAINTENANCE EXPENSE
            ================================================
                      Year                Total $ Amount
            -------------------------------------------------
                      1993                    $40,470
                      1994                    $80,444
                      1995                    $49,601
                   1996 Budget                $55,864

               CB 1996 Projection             $60,000
            ================================================
            Source: Mark Centers Trust
            ================================================

Common area maintenance (CAM) charges generally includes various items such as general and administrative expenses, repair and maintenance expenses, utilities, and general services


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

such as cleaning, landscaping, security, and common area insurance expenses. We project the total CAM expense in 1996, before management fees, at $60,000 or $0.51/SF. This is somewhat lower than the average CAM expenses for the properties surveyed by IREM of $1.23/SF for open shopping centers in the east. However, the subject's historical expenses have ranged from $0.35/SF to $0.70/SF. Given the subject's historical CAM expense structure coupled with its effective age, occupancy and the services provided, the subject's projected CAM figure is considered reasonable.

Property Taxes

Historical and budgeted property tax expenses are as follows:

            ==============================================
                        PROPERTY TAX EXPENSE
            ----------------------------------------------
                      Year               Total $ Amount
            ----------------------------------------------
                      1993                  $122,042
                      1994                  $113,417
                      1995                  $112,882
                   1996 Budget              $100,800

                Year 1 Pro Forma            $127,508
            ==============================================
            Source: Mark Centers Trust
            ==============================================

As discussed fully within the tax and assessment data section of the report, estimated taxes for fiscal year 1997 are projected to be $127,508.

Insurance

Historical and budgeted insurance expenses are as follows:

            ==============================================
                          INSURANCE EXPENSE
            ----------------------------------------------
                      Year               Total $ Amount
            ----------------------------------------------
                      1993                  $13,351
                      1994                  $12,223
                      1995                  $11,744
                   1996 Budget              $ 9,516

               CB 1996 Projection           $11,000
            ==============================================
            Source: Mark Centers Trust
            ==============================================

Insurance at the subject property includes both liability insurance and fire insurance. This expense has decreased from 1993 to 1996 to a level of $0.08/SF. We have placed primary emphasis on the subject's historical and 1996 budgeted insurance expenses and have estimated the insurance expense at $11,000, or $0.09/SF.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Professional Management Fee

In order to maintain the control of the property and subsequently ensure the stream of income that it generates, it is necessary to employ either internal or outside management. In the case of the subject property, the property is managed internally and no management expense has been reflected in historical statements. Typical professional management fees in the local market range from 1.0% to 5.0% of effective gross income. Based upon the size and nature of the subject improvements, we have applied a management expense of 2.0% of effective gross income. Because management is calculated based on a percentage of effective gross income, this expense will vary each year because of fluctuations in the income stream. In the first year of our analysis, this expense equates to $15,094 or $0.13/SF.

Replacement Reserves

This expense typically represents a reserve for future replacement of long-lived items. The amount of reserve and whether it is included or not in the direct capitalization and DCF analyses depends on the actions reflected by buyers and sellers in the local market. Based on the available comparable data and discussions with brokers and investors, replacement reserves generally range from $0.10/SF to $0.20/SF for retail properties of similar quality and condition as the subject. Given the subject's average condition, we have estimated this expense at $0.10/SF or $11,680 in 1996 increasing at our projected annual expense growth rate of 3.0%. Based on discussions with local market participants, replacement reserves are typically subtracted in calculating NOI when determining the cash flow in the DCF analysis.

Total Concluded Operating Expenses

The concluded stabilized operating expenses for the subject total an estimated $227,763, or $1.95 per rentable square foot. This total expense estimate is for the first year of our proforma and incorporates fiscal year conversions not reflected in the previous 1996 calendar year estimates. The expense is slightly lower than the average indicated by IREM ($2.90/SF) but judged reasonable given the historical and budgeted operations of the subject.

CAPITALIZATION RATE

There are several methods for deriving an overall capitalization rate for direct capitalization. A common method for establishing an overall capitalization rate for properties similar to the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists. While derivation of capitalization rates from comparable sales is preferable, we were unable to obtain adequate income and expense data to employ this method from the sales used within the Sales Comparison Approach. Therefore, the investor survey method is used as the primary approach in deriving our overall capitalization rate. The subject property is a retail shopping center that would be attractive to either a local or a national investor. The category in the published investor

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

survey most comparable to the subject is class B neighborhood shopping center. The investors typically interviewed for the survey are regional or national investors associated with pension funds, REIT's, insurance companies, financial institutions, etc. The information below is taken from CB Commercial most recent National Investor Survey (first quarter 1996).

================================================================================
                           SUMMARY OF INVESTOR SURVEY
                          OVERALL CAPITALIZATION RATES
                     NEIGHBORHOOD SHOPPING CENTERS - CLASS B
--------------------------------------------------------------------------------
                 Investor Survey    R(o) Range    Average  Date of Survey
--------------------------------------------------------------------------------
CB Commercial National Investor
  Survey                           9.0% - 11.5%   10.3%   First Quarter, 1996
================================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The previous survey indicates an overall range of 9.0% to 11.5% for neighborhood shopping centers with an average of approximately 10.3%. The capitalization rate reflects the quality and duration of the income stream as well as the physical characteristics of the property. The tenant mix at the subject center is considered to be good for the area with mostly regional tenants. The largest tenant at the subject , Acme, is a regional tenant. The Acme lease expires 1998; however, Acme has five, five-year options to renew. Kling's Handyman, is also a regional tenant and expires in 1999 and has two, five-year options to renew. Thrift Drug, a national tenant, expires in 1999 and has three, five-year options to renew. Lease expiration is fairly even throughout the holding period which reduces risk. The center is currently 100% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional neighborhood center of average quality and in average overall condition. In addition, the subject is situated in a good retail location with moderate volumes of traffic.

Based upon this survey and the factors discussed above, an 10.5% overall capitalization rate (towards the middle of the range) appears to be appropriate for the subject property.

Direct Capitalization Summary

A summary of the direct capitalization method as applied to the subject property is illustrated in the following table:


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                               MOUNTAINVILLE PLAZA

                          DIRECT CAPITALIZATION SUMMARY
--------------------------------------------------------------------------------
                Category                            Total               P.S.F.
--------------------------------------------------------------------------------
Income
     Total Market Rent                                $ 588,887        $ 5.04
     Recovery Income                                    128,622          1.10

     Gross Rental Income                              $ 717,509        $ 6.14
       Less: Vacancy and Credit Loss                    (22,553)        (0.19)
       Plus: Other Income                                25,485         0..23
       Plus: Percentage Rents                         $  34,268          0.29
     Effective Gross Income                           $ 754,709        $ 6.46

Expenses
     Common Area Maintenance (CAM)                     (60,750)         (0.52)
     Real Estate Taxes                                (129,101)         (1.11)
     Insurance                                         (11,138)         (0.10)
     Management Fees                                   (15,094)         (0.13)
     Replacement Reserves                              (11,680)         (0.10)
     Total Expenses                                 $ (227,763)        $(1.95)
        OER                                                 30%

Net Operating Income                                  $ 526,945        $  4.51
     CAPITALIZATION OF NOI:
     @10.5%                                         $ 5,018,533        $ 42.97

Reconciled Value                                    $ 5,000,000        $ 42.81
================================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The concluded market value of the subject property, based on the direct capitalization method, is $1,700,000.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS

Our DCF assumptions are summarized as follows. Most of the following assumptions have been discussed and supported within prior sections of the report. A discussion of the discount rate, terminal capitalization rate and holding period follow the assumptions summarized below.

================================================================================
                   SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS
                               MOUNTAINVILLE PLAZA
================================================================================

   General Assumptions
       Start Date                                          June 1, 1996
       Terms of Analysis                                     10 years
       Basis (Calendar /  Fiscal)                             Fiscal
       Software                                           Project + Plus

   Growth Rate Assumptions
       Expenses                                                3.0%
       Market Rent                                             3.0%
       Real Estate Taxes                                       3.0%
       Inflation (CPI)                                         3.0%

   Market Rent Assumptions
       Anchor                                              $ 5.00 (NNN)
       Satellite                                       $10.00 & $7.00(NNN)

   Leasing Assumptions
       Lease Term                                            5 Years
       Renewal Probability                                     50%
       Weighted Average of:
         Tenant Improvements                                  $0.00
         Months of Free Rent                                    0
         Leasing Commissions (Cashed-Out)                      4.5%
         Down Time Between Leases                            6 Months

   Tenant Assumptions
                                                  Existing tenant leases were
                                                  entered at contract rent and
                                                  terms. Speculative renewals
                                                  assume tenants will pay base
                                                  rent plus their pro rata share
                                                  of CAM, real estate taxes and
                                                  insurance. Contractual
                                                  recoveries were input into the
                                                  model per their respective
                                                  leases.

   Miscellaneous Assumptions

       Credit Loss                                           3.0% Avg.
       Occupancy Over Projection Period                       99%
       Structural Maintenance/ Reserves ($/SF)              $0.10

   Financial Assumptions
       Discount Rate (IRR)                                 12.50%
       Terminal Overall Capitalization Rate (R(O))         11.00%
       Costs of Sale                                        2.00%
================================================================================
Source:  CB Commercial Real Estate Group, Inc.
================================================================================


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNT RATE ANALYSIS

A discount rate is a rate of return on capital utilized to capitalize future payments or receipts to present value. It is based on the time value of money concept. For appraisal purposes, the rate used to convert income to property value should represent the annual rate of return necessary to attract investment capital. The rate is influenced by many considerations, including the degree of apparent risk, market attitudes with respect to future inflation, the prospective rates of return for alternative investment opportunities, supply of and demand for mortgage funds, and the availability of tax shelters. Because rates of return used in income capitalization represent prospective rates, as distinguished from historical rates, special consideration is given to market perceptions of risk and changes in purchasing power.

Although it is not possible to prove conclusively the suitability of a particular rate of return on the basis of market evidence, the chosen rate should be consistent with the available evidence. Rate selection requires judgment and knowledge concerning prevailing market attitudes and economic indicators. Both the discount rate and the reversionary capitalization rate must reflect the relative risk perceived by investors for the specific market being studied. Generalities must be avoided. To determine such rates, we have used surveys of real estate investors analyzed and adjusted for comparative returns found in the capital markets.

National investor surveys include data on investors operating regionally and nationally, such as representatives of insurance companies, commercial banks, pension funds, investment banking firms, syndication firms, and investment advisory firms. Such companies invest in all types of properties, including office buildings, retail shopping centers, hotels, apartment complexes, and industrial facilities. These surveys are valuable for determining general parameters but must be honed to the local market.

Based on surveys from CB Commercial Real Estate Group Inc. for the first quarter 1996, investment criteria for numerous market participants including investors that would be in competition for acquiring a property such as the subject are illustrated below.

==================================================================================================================
                                   FIRST QUARTER 1996 NATIONAL INVESTOR SURVEY
                                      CLASS B NEIGHBORHOOD SHOPPING CENTERS
==================================================================================================================
    TYPE OF FIRM              OVERALL CAP. RATES                GENERAL          DISCOUNT          REAL RATE
                                                               INFLATION           RATE            OF RETURN
                    ========================================
                         GOING-IN            TERMINAL                             (IRR)              (RRR)
==================================================================================================================
Range:                    9-11.5              10-12               2-4            12-14.5            9.5-11
Average                    10.3                10.8               3.1              13.1              10.1
==================================================================================================================
Change from                 -20                +10                -40              +50               +190
 3rd Qtr Survey
==================================================================================================================

Source:  CB Commercial Real Estate Group Inc. - 1st Quarter 1996


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

We have surveyed national real estate investors for their investment criteria when purchasing real estate such as the subject. Investor expectations for inflation range from 2% to 4%, with an average of 3.1%. We have selected an inflation rate for our analysis of 3.0%. The discount rate reflects the quality and duration of the income stream as well as the physical and locational characteristics of the property. As discussed within the overall rate section, the tenant mix at the subject center is considered to be good for the area with mostly regional tenants. Moreover, lease expiration is fairly even throughout the holding period which reduces risk. The center is currently 100% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional neighborhood center of average quality and in average overall condition. In addition, the subject is situated in an average retail location with relatively low volumes of traffic.

In general, the discount rate (IRR) is comprised on a safe rate (usually Treasuries) and a risk premium. The risk premium is difficult to quantify but with sound logic a reasonable rate can be ascertained. The chart presented below graphically depicts real estates position within the risk/reward graph.

--------------------------------------------------------------------------------

                    INVESTOR RISK VERSUS RETURN REQUIREMENTS

Anticipated Return

                                                                  _ Real Estate

                                                 _ Common Stocks

                                     - Corporate
                                     Bonds

                         _ Mortgage
                         Backed
                         Securities

            _ Municipal
              Bonds

    _ T -
    Bills

                                                                  Riskless Rate

--------------------------------------------------------------------------------

Perceived Level of Risk

US Treasury notes and bonds are considered risk free since they are backed by the United States government. Their rates only fluctuate with perceived inflation. The use of this, or any


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

short term investment including the prime rate or LIBOR is meaningless when compared to an investment with a 10-ear holding period. Accordingly, as a starting point, we only considered risk free or nearly risk free investments with a maturity of 10 years. These include Treasuries, corporate bonds and municipal bonds. Adjusted for daily fluctuations, these debt offerings are yielding 5.59% to 8.25%. Mortgaged backed securities generally tend to fall above these instruments. The next layer of risk would include debt rated as low as BBB. These notes are yielding as much as 10%. Long-term mortgages are also yielding over 10% considering the mortgage constant on a note priced at 250 to 300 basis points over comparable Treasuries. Riskier investments such as junk bonds vary widely from 12% to 22% on an unleveraged basis. Real estate, as indicated on the chart above falls between common stock (10%) and junk bonds (16%). To eliminate the burden of illiquidity, REIT's and similar investments are being created. They represent a quasi-real estate opportunity. REIT's are currently providing dividends ranging from 6% to 8% but offer potential yields of 15% to 20%

Various financial instruments are yielding between 5.59% and 8.25% depending upon the type of investment as indicated on the chart below based on data obtained from the Federal Reserve Statistical Release for the week ending May 17, 1996. It should be noted that over the past year we have witnessed an increase in the interest rate of all of the following instruments.

================================================================================
INSTRUMENT                                                    RATE
--------------------------------------------------------------------------------
Prime Rate                                                   8.25%
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Municipal Bonds                                              5.96%
--------------------------------------------------------------------------------
Short-Term Treasury Securities (1 year)                      5.59%
--------------------------------------------------------------------------------
Long Term Treasury Securities (10 years)                     6.68%
--------------------------------------------------------------------------------
Corporate Aaa Bonds (10+ years)                              7.57%
--------------------------------------------------------------------------------
Corporate Baa Bonds (10 + years)                             8.25%
================================================================================

The risk premium is the rate added to Treasuries to account for illiquidity, the capital markets and the economy. Whether the risk premium decreases in the near term is dependent solely on inflation, the growth of the economy and capital markets. During 1995, the Federal Reserve decreased interest rates in order to stimulate a sluggish economy. The low rates have continued during the early portion of 1996, however, have recently begun to ascend. Over the longer term, as the existing supply of space is absorbed, the risk premium will decrease.

Based on the above, we feel that the current required rate of return (IRR) for the subject would fall slightly below the middle of the range at 12.5%. This reflects the quality, quantity and cash flow risk associated with the subject property. As such, we have utilized a discount rate of 12.5% in our analysis.


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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

TERMINAL RATE

To estimate the appropriate terminal capitalization rate, we have considered the rates reflected in the investment criteria outlined above for both going-in and terminal capitalization. Typically, under stable market conditions, the terminal capitalization rate will be greater than the going-in rate to reflect the risk associated with the holding period. Typically 50 to 100 basis points are added on to the going-in cap rate under stable market conditions to account for the additional risk. Furthermore, our national investor survey also indicated an average terminal capitalization 50 basis points greater than the going-in rate.

It is evident by historical and current performance of the center and it is our opinion that the subject property will encounter average-to-good market acceptance in the future. It is our opinion that a terminal capitalization rate of 11.0% is the most appropriate for the subject property.

A 2% deduction for costs of sale has been utilized to reflect the net reversionary value.

HOLDING PERIOD

To apply the discounted cash flow analysis, an estimate must be made of the appraised property's holding period based on typical investors' motives in the local market. Historical investment holding periods of similar shopping centers typically have ranged from 10 to 15 years. A 10- to 15- year holding period was analyzed to test the property's sensitivity to roll-overs. A 10-year holding period was selected.

Our discounted cash flow analysis is presented on the following page.


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                ------------------------------------                                            ------------------------------------
                Building Size                116,801     Mountainville, Allentown, Center       Reconciled Value              $5,038
                Cost of Sales                2.000%               Cash Flow Report              Value per SF                  $43.14
                Hold Period (Years)          10                                                 % Residual of Recon. V         38.2%
                Reduce Residual by Cap Ex    Yes                                                Direct Cap Rate               10.50%
                Residual Discount Rate       12.50%                                             Direct Cap Value              $5,130
                ------------------------------------                                            ------------------------------------

Compounded Ann.
                                            ---------------------------------------------------------------------
    Avg. Growth                                1997      1998      1999      2000      2001      2002       2003
                                            ---------------------------------------------------------------------
     2.15%      BASE RENT                   588,887   604,414   618,089   640,535   645,248   659,857    651,773
     N/A         Free Rent                        0         0         0         0         0         0          0
     4.79%       Expense Recoveries         128,622   133,006   138,355   147,683   159,987   168,468    172,145
     5.08%       Percentage Rent             34,268     9,300    28,410    27,043    26,559    28,785     15,470
----------                                  --------------------------------------------------------------------
     2.79%      GROSS INCOME                751,777   746,720   784,854   815,261   831,794   857,110    839,388
     2.79%       Credit/Vacancy Loss        (22,553)  (22,402)  (23,546)  (24,458)  (24,954)  (25,713)   (25,182)
     3.00%       Miscellaneous Incomes       25,485    26,249    27,037    27,848    28,683    29,544     30,430
----------                                  --------------------------------------------------------------------
     2.80%      EFFECTIVE GROSS INCO        754,709   750,567   788,345   818,651   835,523   860,941    844,636
----------
     2.99%      TOTAL EXPENSES              216,083   222,031   228,997   235,999   242,926   250,220    256,885
----------                                  --------------------------------------------------------------------
     2.72%      NET OPERATING INCOM         538,626   528,536   559,348   582,652   592,597   610,721    587,751
     N/A         Commissions                 14,866    12,999    12,720         0    11,552     8,979     15,160
     N/A         Tenant Improvements              0         0         0         0         0         0          0
     N/A         Capital Additions           11,680    12,030    12,391    12,763    13,146    13,540     13,947
----------                                  --------------------------------------------------------------------
     N/A        TOTAL DEDUCTIONS             26,546    25,029    25,111    12,763    24,698    22,519     29,107
----------                                  --------------------------------------------------------------------
     2.84%      CASH FLOW                   512,080   503,507   534,237   569,889   567,899   588,202    558,644
----------

                TOTAL CASH FLOW             512,080   503,507   534,237   569,889   567,899   588,202    558,644
                                            --------------------------------------------------------------------
                 Debt Service                   N/A       N/A       N/A       N/A       N/A       N/A        N/A
                                            --------------------------------------------------------------------
                CASH FLOW AFTER DEB         512,080   503,507   534,237   569,889   567,899   588,202    558,644
                                            --------------------------------------------------------------------
                CUMULATIVE SURPLUS              N/A      N/A        N/A       N/A       N/A       N/A        N/A
                                            --------------------------------------------------------------------

                -------------------------------------------------------------------------------------------------
                Implied Overall Rate        10.69%     10.49%    11.10%    11.56%    11.76%    12.12%     11.67%
                Cash on Cash Return         10.16%      9.99%    10.60%    11.31%    11.27%    11.67%     11.09%
                -------------------------------------------------------------------------------------------------

                                                            -----------------------------------------------------
                                                                           Sale/Yield Matrix (000's)
                                                                              Terminal Cap Rate
                                                                       ------------------------------------------
                                                            Disc Rate    10. 75%     11.00%     11.25%     11.50%
                                                            -----------------------------------------------------
                [GRAPHIC OMITTED]                               12.00%     5,240      5,193      5,148      5,106
                                                                       ------------------------------------------
                                                                12.25%     5,161      5,115      5,072      5,029
                                                                       ------------------------------------------
                                                                12.50%     5,083      5,038      4,995      4,954
                                                                       ------------------------------------------
                                                                12.75%     5,007      4,963      4,921      4,881
                                                                       ------------------------------------------
                                                                13.00%     4,933      4,890      4,849      4,809
                                                                       ------------------------------------------
                                                                13.25%     4,860      4,818      4,777      4,739
                                                            -----------------------------------------------------
                                                            -----------------------------------------------------
Compounded Ann.
                                            -------------------------------------------
    Avg. Growth                                   2004       2005       2006       2007
                                            -------------------------------------------
     2.15%      BASE RENT                      685,669    720,238    720,044    728,285
     N/A         Free Rent                           0          0          0          0
     4.79%       Expense Recoveries            185,835    193,954    197,815    205,435
     5.08%       Percentage Rent                52,725     48,710     50,614     56,232
----------                                  -------------------------------------------
     2.79%      GROSS INCOME                   924,229    962,902    968,473    989,952
     2.79%       Credit/Vacancy Loss           (27,727)   (28,887)   (29,054)   (29,699)
     3.00%       Miscellaneous Incomes          31,343     32,283     33,252     34,249
----------                                  -------------------------------------------
     2.80%      EFFECTIVE GROSS INCOME         927,845    966,298    972,671    994,502
----------
     2.99%      TOTAL EXPENSES                 265,749    273,933    281,699    290,003
----------                                  -------------------------------------------
     2.72%      NET OPERATING INCOM            662,096    692,365    690,972    704,499
     N/A         Commissions                    22,852      7,482     13,794     11,027
     N/A         Tenant Improvements                 0          0          0          0
     N/A         Capital Additions              14,365     14,796     15,240     15,697
----------                                  -------------------------------------------
     N/A        TOTAL DEDUCTIONS                37,217     22,278     29,034     26,724
----------                                  -------------------------------------------
     2.84%      CASH FLOW                      624,879    670,087    661,938    677,775
----------

                TOTAL CASH FLOW                624,879    670,087    661,938    677,775
                                            -------------------------------------------
                 Debt Service                      N/A        N/A        N/A        N/A
                                            -------------------------------------------
                CASH FLOW AFTER DEBT           624,879    670,087    661,938    677,775
                                            -------------------------------------------
                CUMULATIVE SURPLUS                 N/A        N/A        N/A        N/A
                                            -------------------------------------------

                -----------------------------------------------------------------------
                Implied Overall Rate            13.14%     13.74%     13.71%     13.98%
                Cash on Cash Return             12.40%     13.30%     13.14%     13.45%
                -----------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW CONCLUSION

We used "PRO-JECT +plus" computer software to create a cash flow model for a long term hold. Reference is made to the "Annual Cash Flow Report", generated by the Pro-ject software, on the previous page which provides a summary of cash flow from all sources. We utilized a 10-year holding period and have discounted the cash flow on a fiscal year basis from 1997 to 2006. The cash flow incorporates the terms of existing leases during the analysis period and our assumptions regarding the lease-up of vacant space. It also calculates renewal rentals when leases expire based on current market rent escalated at a growth factor. In addition, a forecast was made for 15 years to check for any irregularities in the income stream which may artificially affect the reversionary sale price. It should be noted that based on our analysis of the extended holding period indicated that there was no irregularities. We capitalized the 11th year net operating income to determine the reversionary value at the end of year 10.

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The preceding analysis indicates the following conclusions:

      ==========================================================
                INCOME CAPITALIZATION APPROACH VALUES
      ----------------------------------------------------------
      Method                                   Indicated Value
      ----------------------------------------------------------
      Direct Capitalization                      $ 5,000,000
      Discounted Cash Flow                       $ 5,000,000
      ==========================================================
      Source: CB Commercial Real Estate
      ==========================================================

Although the value was the same in both methods, greater emphasis is placed on the DCF analysis because it is the method likely to be used by a typical investor. As a result, based on the Income Capitalization Approach, CB Commercial concludes a value estimate for the subject property of $5,000,000. This equates to $42.81 per rentable square foot.


--------------------------------------------------------------------------------

                                   CONCLUSION

================================================================================
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

                             RECONCILIATION OF VALUE

CB Commercial was instructed to estimate the market value of the leased fee interest in the subject property. The value conclusions for each applicable approach are summarized below.

      ================================================================
                             SUMMARY OF VALUE CONCLUSIONS
      ================================================================
      Cost Approach                                         N/A
      Sales Comparison Approach                         $ 5,000,000
      Income Capitalization Approach                    $ 5,000,000
      ================================================================
      Source: CB Commercial Real Estate Group, Inc.
      ================================================================

The Income Capitalization Approach is considered the most persuasive method for valuing the subject property. This approach is predicated on the principle of anticipated economic benefits and, therefore, best reflects the investment characteristics of the subject. Properties such as the subject are typically purchased by investors; thus, this approach must closely parallels the anticipated analysis that would be employed by the most typical purchaser. Since the subject property has a number of existing leases with a variety of terms, the DCF technique best models the future cash flow stream to a prospective buyer.

The Sales Comparison Approach is predicated on the principle that an investor would pay no more for an existing property than for a comparable property with similar utility. This approach is contingent on the reliability and comparability of available data. The data developed was considered sufficiently reliable to reach a value conclusion by the Sales Comparison Approach. However, due to the lack of truly comparables sales in recent years, this method is given secondary consideration in the reconciliation.

The Cost Approach is predicated on the principle that an investor would pay no more for an existing property than it would cost to acquire land and construct a building with similar utility. Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Furthermore, due to the age of the subject and current market conditions, accrued depreciation would be substantial and difficult to estimate. An investor would not use the Cost Approach due to the imprecise nature of estimating the accrued physical, functional, or external depreciation affecting the improvements. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.


--------------------------------------------------------------------------------

================================================================================
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

The final value conclusion and the approaches relied upon give strong consideration to the market behavior of the typical buyer and current market environment for the property appraised.

Based on the foregoing analysis, it is concluded that the market value of the leased fee interest in the subject property, subject to the assumptions and limiting conditions, as of June 1, 1996, is:

                              FIVE MILLION DOLLARS
                                  ($5,000,000)

This value is subject to all of the assumptions and limiting conditions stated throughout the report, including specific assumptions and limiting conditions.


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================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to total that would adversely affect marketability or value. CB Commercial is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Commercial, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. It is assumed that improvements have been constructed or will be constructed according to approved architectural plans and specifications and in conformance with recommendations contained in or based upon any soils report(s).

      Unless otherwise specifically noted in the body of this report, it is assumed: that any existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are, or will be upon completion, in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that it or they will withstand any known elements such as windstorm, hurricane, tornado, flooding, earthquake, or similar natural occurrences; and, that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Commercial professionals are not engineers and are not competent to judge matters of an engineering nature. CB Commercial has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Commercial by ownership or management; CB Commercial inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Commercial was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Commercial reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Commercial has no knowledge of the existence of such materials on or in the property. CB Commercial, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

      We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Commercial. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.


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================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Commercial has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Commercial reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Commercial of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Commercial will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CB Commercial assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CB Commercial is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Commercial does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Commercial.

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Commercial to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Unless otherwise noted in this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CB Commercial nor may this report or copies hereof be transmitted to third parties without said consent, which consent CB Commercial reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or


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================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

      its contents shall not be published, in whole or in part, in any public document without the express written consent of CB Commercial which consent CB Commercial reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Commercial shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area have been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Commercial unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Commercial assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Commercial assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CB Commercial assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Not withstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Commercial has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Commercial has no specific information relating to this issue, nor is CB Commercial qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.


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================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

24. For our analysis, we have relied on the information provided by the detailed rent roll and information provided by the subject leasing agent. We have assumed all information is correct. Furthermore, we have assumed all leases out for signature will be returned signed, and executed as of the date indicated to us by the leasing agent. We reserve the right to amend this appraisal should any of this information be later found to be incorrect.


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                                     ADDENDA

================================================================================
                                                                         ADDENDA
--------------------------------------------------------------------------------


                                     ADDENDA


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================================================================================
                                                  ADDENDUM A   GLOSSARY OF TERMS
--------------------------------------------------------------------------------

                                   ADDENDUM A

                                GLOSSARY OF TERMS

assessed  value

  Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

cash equivalency

  The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract, coupon, face, or nominal rent

  The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

coupon rent

  See Contract, Coupon, Face, or Nominal Rent

effective rent

  1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ++ 2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

face rent

  See Contract, Coupon, Face, or Nominal Rent

fee simple estate

  Absolute ownership unen-cumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. ++

floor area ratio (FAR)

  The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. ++

full service lease

  A lease in which rent covers all operating expenses. Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value

  Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

gross building area (GBA)

  The sum of all areas at each floor as measured to the exterior walls.

insurable value

  Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

investment value

  Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they


--------------------------------------------------------------------------------

================================================================================
                                                               GLOSSARY OF TERMS
--------------------------------------------------------------------------------

  may be established by an expert on real estate and its value, that is, an appraiser. +

leased fee

  See leased fee estate

  leased fee estate An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.++

leasehold

  See leasehold estate

leasehold estate

  The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.++

load factor

  The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

market value "as if complete" on the appraisal date

  Market value as if complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

market value "as is" on the appraisal date

  Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

market value

  Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.ss.

marketing  period

  The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. ++

net lease

  Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA)

  1) The area on which rent is computed. 2) The Rentable Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

nominal rent

  See Contract, Coupon, Face, or Nominal Rent


prospective future value "upon completion of construction"

  Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value estimate at this stage is stated in current dollars unless otherwise indicated.


--------------------------------------------------------------------------------

================================================================================
                                                               GLOSSARY OF TERMS
--------------------------------------------------------------------------------

prospective future value "upon reaching stabilized occupancy"

  Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value estimate at this stage is stated in current dollars unless otherwise indicated.

reasonable exposure time

  The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market.
  ++

rent

  see
  full service lease
  net lease
  contract, coupon, face, or nominal rent
  effective rent

shell space

  Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

Usable Area

  1) The area actually used by individual tenants. 2) The Usable Area of an office is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

use value

  Use value is a concept based on the productivity of an economic good. Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale. +

value appraised

  During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time. See also market value "as is" on the appraisal date

market value "as if complete" on the appraisal date

prospective future value "upon completion of construction"

prospective future value "upon reaching stabilized occupancy"

----------
+ The Appraisal of Real Estate, Tenth Edition, Appraisal Institute, 1992.

++ The Dictionary of Real Estate Appraisal, Third Edition, 1993.

ss. The office of the Comptroller of the Currency, 12 CFR Part 34, Subpart C, |_|34.42(f), August 24, 1966. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

* 1966 BOMA Experience Exchange Report, Income/Expense Analysis for Office Buildings (Building Owners and Managers Association, 1966)

++ Statement on Appraisal Standard No. 6, Appraisal Standards Board of The Appraisal Foundation, September 19, 1992.


--------------------------------------------------------------------------------

================================================================================
                                                    ADDENDUM B LEGAL DESCRIPTION
--------------------------------------------------------------------------------


                                   ADDENDUM B
                               LEGAL DESCRIPTION


--------------------------------------------------------------------------------

                         CHICAGO TITLE INSURANCE COMPANY
                                  SCHEDULE A

Off. File No.  Policy Number      Date of Policy     Amount of Insurance
LE40265        LE40265            June 11, 1993      $5,500,000.00


1.    Name of Insured:

      MARK CENTERS LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP

2. The estate or interest in the land described herein and which is covered by this policy is: FEE SIMPLE

      Created by Deed dated 5/21/1993 and recorded 6/11/93 in Deed Book V 1507 Page 914 and 1507 Page 921.

3. The estate or interest referred to herein is at Date of Policy vested in the insured.

4. The land herein described is encumbered by the following mortgage or trust deed, and assignments:

      and the mortgages or trust deeds, if any, shown in Schedule B hereof:

5.    The land referred to in this policy is described as follows:

      BEGINNING at a drill hole in concrete in the westerly property line of South Fourth Street in line of lands of Alfred Ernst;

      thence, along the westerly property line of South Fourth Street, on a curve to the left having a radius of two-thousand eighty-hundred ninety-four and ninety-three one-hundredths feet (2,894.93'), an arc distance of two-hundred eighty-three and seventy-nine one-hundredths feet (283.79') said arc subtended by a chord being South twenty-three degrees, sixteen minutes, thirty seconds East (S 23 degrees 16' 30" E) two-hundred eighty-three and sixty-seven one-hundredths feet (283.67') to a point of tangency;

      thence, continuing along the westerly property line of South Fourth Street, South twenty-six degrees, four minutes East (S 26 degrees 04' E three-hundred six and fifty-eight one-hundredths feet (306.58') to an iron pin;

      thence, along lands of Tommy Oil Company and Rack & Cue Lounge, Inc., South sixty-three degrees, fifty-seven minutes, nine seconds West (S 63 degrees 57' 09" W) two-hundred ninety-nine and eight one-hundredths feet (299.08') to an iron pipe in concrete in the northerly property line of Wabash Street;

      thence, along the northerly property line of Wabash Street, the following two (2) courses and distances:

      1) North forty degrees, forty-one minutes, fifteen seconds West (N 40 degrees 41' 15" W) twelve and twenty-four one-hundredths feet (12.24') to a point of curvature;

               This policy valid only if Schedule B is attached.

Policy Number: LE40265

      2) on a curve to the left having a radius of one-hundred fifty-five and four one-hundredths feet (155.04') an arc distance of two-hundred sixty and sixty-four one-hundredths feet (260.64') said arc subtended by a chord being North eighty-eight degrees, fifty-seven minutes, eighteen seconds West (N 88 degrees 57' 18" W) two-hundred thirty-one and forty-four one-hundredths feet (231.44') to a point of tangency in the northwesterly property line of Brookdale Street;

      thence, along the northwesterly property line of Brookdale Street, South forty-two degrees, forty-six minutes, forty-eight seconds West (S 42 degrees 46' 48" W) one-hundred thirty-nine and sixty-five one-hundredths feet (139.65') to a spike;

      thence, along lands of Mac A. Kaplus, et al, North thirty-seven degrees, fifty-three minutes West (N 37 degrees 53' W) one-hundred one and forty-five one-hundredths feet (l01.45') t a spike;

      thence, along lands of said Kaplus and Mountainville Associates, North thirty-one degrees, sixteen minutes, twenty-three seconds West (N 31 degrees 16' 23" W) seven-hundred ninety-eight and fifty-seven one-hundredths feet (798.57') to a point in the line of lands of the Lehigh County Industrial Development Authority;

      thence, along lands of the L.C.I.D.A., South eighty-nine degrees, thirty-four minutes East (S 89 degrees 34' E) eight-hundred thirty-three feet (833.0') to the point of beginning for lands described herein.

      CONTAINING an area of 11.352 acres of land as surveyed by George J. Dunda, P.L.S. #SU-32485-E and shown on a map dated March 28, 1984 entitled "Land Title Survey for Marvin L. Slomowitz".


                This policy valid only if Schedule B is attached.

================================================================================
                                            ADDENDUM C IMPROVED COMPARABLE SALES
--------------------------------------------------------------------------------

                                   ADDENDUM C
                           IMPROVED COMPARABLE SALES


--------------------------------------------------------------------------------

                                                                     RETAIL SALE
================================================================================

Location Data

     Property Name:                     15th & Allen Street Shopping Center
     Location:                          1401-1451 Allen Street
     City:                              Allentown
     County:                            Lehigh
     State/Zip:                         Pennsylvania
     Assessor's Parcel No(s):           G9SW3A-14-4
     Atlas Reference:                   N/A

Physical Data

     Type:                              Neighborhood
     Land Area:                         4.12 Acres
     Excess Land:                       None
     Gross Leasable Area:
       Anchors:
           Laneco Supermarket           25,000 SF
         Local Tenant GLA:              21,503 SF
         Anchor Tenant GLA:             25,000 SF
         Total GLA:                     46,503 SF
         GLA Purchased:                 46,503 SF
     Year Built:                        1950
     Parking:                           Adequate
     Condition:                         Average
     Exterior Walls:                    Masonry


Sale Data

     Transaction Type:                  Sale
     Date of Transaction:               01/96
     Marketing Time:                    N/A
     Grantor:                           Carriage Associates L.P.
     Grantee:                           Allenbeth Associates L.P.
     Document No.:                      1558/220
     Sale Price:                        $4,242,000
     Financing:                         Market Terms
     Cash Equivalent Price:             $4,242,000
     Required Capital Cost:             $0
     Adjusted Sales Price:              $4,242,000
     Verification:                      Public Records

Financial Data

     Assumptions & Forecast:            Buyer
     Occupancy at Sale:                 100
     Existing or Pro Forma Income:      N/A

                                              TOTAL    P.S.F.
                                           --------    ------
     Potential Gross Income:                    N/A     N/A
     Vacancy and Credit Loss:                   N/A     N/A
     Effective Gross Income:                    N/A     N/A
     Expenses:                                  N/A     N/A
     Net Operating Income:                 $462,049    $9.94


================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

     Buyers Underwriting Criteria:
     Overall Capitalization Rate (OAR): 10.89%
     Projected IRR:                     N/A
     Effective Gross Multiplier (EGIM): N/A
     Operating Expense Ratio (OER):     N/A%
     Price Per Square Foot:             $91.22

Comments

     The 15th and Allen Street shopping center is a one-story neighborhood retail center located on the corner of 15th and Allen Streets in Downtown Allentown. This property is anchored by a Laneco Supermarket which occupies an estimated 25,000 square feet with the balance of the rentable area, 21,503 square feet allocated to 12 other satellite tenants. This center was built in the 1950's, however, it has undergone significant renovations since that time. Currently, the property is in average condition. At the time of sale, the property was 100% occupied.


================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data

     Property Name:                      Stefko Shopping Center
     Location:                           Stefko Boulevard
     City:                               Bethlehem
     County:                             Northampton
     State/Zip:                          Pennsylvania
     Assessor's Parcel No(s):            N7SW1B-3-1
     Atlas Reference:                    N/A

Physical Data

     Type:                               Community
     Land Area:                          10.27 Acres
     Excess Land:                        None
     Gross Leasable Area:
       Anchors:
           Laneco Supermarket            65,000 SF
         Local Tenant GLA:               69,446 SF
         Anchor Tenant GLA:              65,000 SF
         Total GLA:                      134,446 SF
          GLA Purchased:                 134,446 SF

     Year Built:                         1965
     Parking:                            Adequate
     Condition:                          Average
     Exterior Walls:                     Masonry

Sale Data

     Transaction Type:                   Sale
     Date of Transaction:                01/96
     Marketing Time:                     N/A
     Grantor:                            Carriage Associates L.P.
     Grantee:                            Allenbeth Associates L.P.
     Document No.:                       1996-1/4082
     Sale Price:                         $5,618,000
     Financing:                          Market Terms
     Cash Equivalent Price:              $5,618,000
     Required Capital Cost:              $0
     Adjusted Sales Price:               $5,618,000
     Verification:                       Public Records

Financial Data

     Assumptions & Forecast:             Buyer
     Occupancy at Sale:                  95.2%
     Existing or Pro Forma Income:       N/A

                                               TOTAL    P.S.F
                                            --------    -----
     Potential Gross Income:                     N/A     N/A
     Vacancy and Credit Loss:                    N/A     N/A
     Effective Gross Income:                     N/A     N/A
     Expenses:                                   N/A     N/A
     Net Operating Income:                  $617,577    $4.59


================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

     Buyers Underwriting Criteria:
     Overall Capitalization Rate (OAR):  10.9%
     Projected IRR:                      N/A
     Effective Gross Multiplier (EGIM):  N/A
     Operating Expense Ratio (OER):      N/A%
     Price Per Square Foot:              $41.79

Comments

     The Stefco shopping center is a one-story community retail center located on Stefco Boulevard in Bethlehem. This property is anchored by a Laneco Supermarket which occupies an estimated 65,000 square feet with the balance of the rentable area, 69,446 square feet allocated to 21 other satellite tenants. This center was built in 1965. however, it has undergone significant renovations in 1988. Currently, the property is in average condition. At the time of sale. the property was 95.2% occupied.


================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data

     Property Name:                    Town Center Shopping Center
     Location:                         Route 202 & Lenape Drive
     City:                             New Britain
     County:                           Bucks
     State/Zip:                        Pennsylvania
     Assessor's Parcel No(s):          N/A
     Atlas Reference:                  N/A

Physical Data

     Type:                             Strip Center
     Land Area:                        16.98 Acres
     Excess Land:                      N/A
     Gross Leasable Area:
       Anchors:
          Clemens Market               35,201 SF
          Rite Aid                     7,076 SF
        Local Tenant GLA:              76,499 SF
        Anchor Tenant GLA:             42,277 SF
        Total GLA:                     118,776 SF
        GLA Purchased:                 118,776 SF
     Year Built:                       1987
     Parking:                          N/A
     Condition:                        Average
     Exterior Walls:                   Cement Block

Sale Data

     Transaction Type:                 Sale
     Date of Transaction:              11/95
     Marketing Time:                   N/A
     Grantor:                          ChalBrit Plaza & ChalBrit Plaza II
     Grantee:                          Philbern Assoc. & Jarbritt Assoc.
     Document No.:                     1003708,715,723,730
     Sale Price:                       $5,714,998
     Financing:                        Cash to Seller
     Cash Equivalent Price:            N/A
     Required Capital Cost:            $0
     Adjusted Sales Price:             $0
     Verification:                     N/A

Financial Data

     Assumptions & Forecast:           Seller
     Occupancy at Sale:                75
     Existing or Pro Forma Income:     N/A

                                             TOTAL    P.S.F.
                                          --------    ------
     Potential Gross Income:                   N/A     N/A
     Vacancy and Credit Loss:                  N/A     N/A
     Effective Gross Income:                   N/A     N/A
     Expenses:                                 N/A     N/A
     Net Operating Income:                $651,818    $5.49


================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

     Buyers Underwriting Criteria.
     Overall Capitalization Rate (OAR):   N/A %
     Projected IRR:                       11.41%
     Effective Gross Multiplier (EGIM):   N/A
     Operating Expense Ratio (OER):       N/A %
     Price Per Square Foot:               N/A

Comments

     According to Larry Wygant, the managing agent for the grantor, the transaction included the transfer of the land parcels to Phibern Associates for $1,999,999. The buildings were purchased by Jarbrit Associates for $3,714,999. Jarbrit, in turn, leased the land for 30 years with 2, 5-year options. The total purchase price for the land and buildings was $5,714,998. Also included in the purchase was nin office condos for $810,000, which was not included in the above sales price. At the time of sale, the proforma effective gross income for the shopping center was $1,300,000 and the NOI was $651,818.


================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data

     Property Name.                   MacArthur Plaza Shopping Center
     Location:                        241.9 MacArthur Road (N/E/C Schadt Avenue)
     City:                            Whitehall Township
     County:                          Lehigh
     State/Zip:                       Pennsylvania
     Assessor's Parcel No(s):         F9SW2-3-2
     Atlas Reference:                 N/A

Physical Data

     Type:                            Neighborhood
     Land Area:                       2.20 Acres
     Excess Land:                     None
     Gross Leasable Area:
       Anchors:
          Staples                     19,200 SF
          Blockbuster Video           6,930 SF
          Bell Atlantic               3,470 SF
        Local Tenant GLA:             N/A
        Anchor Tenant GLA:            29,600 SF
        Total GLA:                    29,600 SF
        GLA Purchased:                29,600 SF
     Year Built:                      1988
     Parking:                         Adequate
     Condition:                       Average
     Exterior Walls:                  Masonry

Sale Data

     Transaction Type:                Sale
     Date of Transaction:             10/95
     Marketing Time:                  N/A
     Grantor:                         P & D Schweitzer
     Grantee:                         Allentown Power Center L.P.
     Document No.:                    1553/1123
     Sale Price:                      $3,831,667
     Financing:                       Cash to Seller
     Cash Equivalent Price:           $3,831,667
     Required Capital Cost:           $0
     Adjusted Sales Price:            $3,831,667
     Verification:                    Public Records

Financial Data

     Assumptions & Forecast:          Buyer
     Occupancy at Sale:               100%
     Existing or Pro Forma Income:    N/A

                                            TOTAL    P.S.F.
                                         --------    -----
     Potential Gross Income:             $495,121    $16.73
     Vacancy and Credit Loss:                 N/A     N/A
     Effective Gross Income:             $495,121    $16.73
     Expenses:.                          $ 82,999    $ 2.80
     Net Operating Income:               $412,122    $13492


================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

     Buyers Underwriting Criteria:
     Overall Capitalization Rate (OAR):  10.76%
     Projected IRR:                      N/A
     Effective Gross Multiplier (EGIM):  7.74
     Operating Expense Ratio (OER):      16.76%
     Price Per Square Foot:              $129.45

Comments

     The MacArthur Plaza shopping center is a one-story neighborhood retail center located on MacArthur Road in Whitehall Township. This property is anchored by Staples which occupies 19,200 square feet with the balance of the rentable area, 10,400 square fee allocated to 2 other satellite tenants. This center was built in 1988 and is currently in average condition. At the time of sale, the property was 100% occupied.


================================================================================
                                  CB COMMERCIAL

================================================================================
                                                   ADDENDUM D RENTAL COMPARABLES
================================================================================


                                   ADDENDUM D
                               RENTAL COMPARABLES


--------------------------------------------------------------------------------

RETAIL RENT COMPARABLE

Location Data

     Property Name:                    Kingston Plaza
     Location:                         S/S Third Avenue East Of Pierce Street
     City:                             Kingston
     County:                           Luzerne
     State/Zip:                        Pennsylvania
     Assessor's Parcel No(s):          N/A
     Atlas Reference:                  N/A

Physical Data

     Type:                             Neighborhood
     Gross Leaseable Area:             64,824 SF
     Year Built:                       1982
     Exterior Walls:                   Brick Veneer
     Condition:                        Average
     Anchor Tenant:                    Price Chopper
     Parking:                          Adequate

Lease Data

     Occupancy:
       Local:                          100%
       Overall:                        100%
     Typical Size:                     2,000 SF
     Term:                             3-5 years
     Base Rent Per Square Foot:        $5.50-$10.50
     Rent Escalations:                 Various
     Basis:                            N/A
     Expense Pass-Through:             CAM, Tax, Insur
     Free Rent (months):               Minimal
     Tenant Improvement                Minimal
     Leasing Agent                     Mark Centers Trust
     Phone No.:                        ( ) -
     Survey Date                       N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
09/95  6,500  The Everything   $5.50   N/A       None     $950 step in ye   1.30
================================================================================


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================
Comments

      One story shopping center currently 100% leased. The most recent lease includes a term for 1 year and 3 months. Additionally, the tenant has a percentage rent clause of 3.0% over a breakpoint of $1,191 660. Construction quality is average and typical of other retail centers in the area.

                               [GRAPHIC OMITTED]


================================================================================
                                  CB COMMERCIAL

RETAIL RENT COMPARABLE

Location Data

     Property Name:              Mark Plaza
     Location:                   N/S Route 11
     City:                       Edwardsville
     County:                     Luzerne
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data

     Type:                       Community
     Gross Leaseable Area:       176,756 SF
     Year Built:                 1967
     Exterior Walls:             Brick Veneer
     Condition:                  Average
     Anchor Tenant:              K-Mart
     Parking:                    Adequate

Lease Data

     Occupancy:
       Local:                    91.7%
       Overall:                  91.7%
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $1.95-$11.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM Tax Insur
     Free Rent (months)          Minimal
     Tenant Improvement          Minimal
     Leasing Agent               Mark Centers Trust
     Phone No.:                  ( )
     Survey Date                 N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
10/95  3,600  Spectrum Rents    $8.00   N/A      None     Flat              5.00
--------------------------------------------------------------------------------
08/95  7,000  Keens Floral Fa   $8.00   N/A               Annual Step-up    5.00
--------------------------------------------------------------------------------
07/95  3,600  Mattress Man     $11.50   N/A      Flat                       5.00
================================================================================


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================
Comments

      One story shopping center currently 91.7% leased. The most recent leases all include terms for 5 years. Construction quality is average and typical of other retail centers in the area.


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Location Data

     Property Name:              Birney Plaza
     Location:                   N/S Route 11
     City:                       Moosic
     County:                     Lackawanna
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data

     Type:                       Community
     Gross Leaseable Area:       212,057 SF
     Year Built:                 1972
     Exterior Walls:             Brick Veneer
     Condition:                  Average
     Anchor Tenant:              K-Mart
     Parking:                    Adequate

Lease Data

     Occupancy:
       Local:                    100%
       Overall:                  100%
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $3.00-$10.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax, Insur
     Free Rent (months):         Minimal
     Tenant Improvement:         Minimal
     Leasing Agent:              Mark Centers Trust
     Phone No.:                  ( ) -
     Survey Date:                N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
9/95  4,000   Everything $0.9   $7.00   N/A      None     flat              3.00
--------------------------------------------------------------------------------
7/93  4,000   Mattress Man      $9.00   N/A      None     Step-up to $10/   5.00
================================================================================


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent leases include terms for 3 and 5 years. Construction quality is average and typical of other retail centers in the area.


                               [GRAPHIC OMITTED]


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Location Data

     Property Name:              Dunmore Plaza
     Location:                   1400 Monroe Avenue
     City:                       Dunmore
     County:                     Lackawanna
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data

     Type:                       Neighborhood
     Gross Leaseable Area:       45,380 SF
     Year Built:                 1967
     Exterior Walls:             Brick Veneer
     Condition:                  Average
     Anchor Tenant:              Price Chopper
     Parking:                    Adequate

Lease Data

     Occupancy:
       Local:                    100%
       Overall:                  100%
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $6.75-$11.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax, Insur
     Free Rent (months)          Minimal
     Tenant Improvement          Minimal
     Leasing Agent               Mark Centers Trust
     Phone No.:                  ( )
     Survey Date                 N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
4/95   1,900  Malcom's          $11.50  N/A     None     $950 Step-up in   5.00
--------------------------------------------------------------------------------
1/95   1,900  Great Wall Chin   $11.35  N/A              3.0% per year    10.00
--------------------------------------------------------------------------------
4/94   1,900  Little Caeser's   $9.25   N/A              Periodic Step-up  5.00
================================================================================


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent leases include terms for 5 and 10 years. Construction quality is average and typical of other retail centers in the area.


                                [GRAPHIC OMITTED


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Location Data

     Property Name:              Triangle Plaza
     Location:                   Route 115
     City:                       Wilkes-Barre
     County:                     Luzerne
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data

     Type:                       Community
     Gross Leaseable Area:       125,000 SF
     Year Built:                 1971
     Exterior Walls:             Brick Veneer
     Condition:                  Average
     Anchor Tenant:
     Parking:                    Adequate

Lease Data

     Occupancy:
       Local:                    100%
       Overall:                  100%
     Typical Size:               2,000 SF
     Term:                       3-5 years (Estimate)
     Base Rent Per Square Foot:  $9.00-$12.50 (Estimate)
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax Insur
     Free Rent (months)          Minimal
     Tenant Improvement          Minimal
     Leasing Agent               N/A
     Phone No                    ( )
     Survey Date                 N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
6/95   2,400  Electronic Syst   $11.50  N/A      None    Annual %age inc    5.00
--------------------------------------------------------------------------------
3/95   2,200  TCBY              $11.00  N/A      None    Annual %age inc    5.00
--------------------------------------------------------------------------------
5/94   9,910  Party City        $11.00  N/A      None    $1.65/SF step-up  10.00
================================================================================

================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent leases include terms for 5 and 10 years. Construction quality is average and typical of other retail centers in the area.

================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Location Data

     Property Name:              Gateway Plaza
     Location:                   N/S Route 11
     City:                       Edwardsville
     County:                     Luzerne
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data

     Type:                       Community
     Gross Leaseable Area:       150,000 SF
     Year Built:                 1969
     Exterior Walls:             Brick Veneer
     Condition:                  Fair
     Anchor Tenant:
     Parking:                    Adequate

Lease Data

     Occupancy:
       Local:                    65.0%
       Overall:                  65.0
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $8.50-$15.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax Insur
     Free Rent (months):         Minimal
     Tenant Improvement:         Minimal
     Leasing Agent:              N/A
     Phone No.:                  ( ) -
     Survey Date:                N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
6/94    950   Holiday Hair      $15.48   N/A    None     Annual %age inc    3.00
--------------------------------------------------------------------------------
6/94  3,080   McKenzie           $8.50   N/A    None     Annual %age inc    3.00
================================================================================


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 65% leased. The most recent leases all include terms for 3 years. Construction quality is average and typical of other retail centers in the area.


                                [GRAPHIC OMITTED


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Location Data

     Property Name:               Pottstown Center
     Location:                    Route 663
     City:                        Pottstown
     County:                      Montgomery
     State/Zip:                   Pennsylvania
     Assessor's Parcel No(s):     N/A
     Atlas Reference:             N/A

Physical Data

     Type:                        Community
     Gross Leaseable Area:        171,267 SF
     Year Built:                  1976
     Exterior Walls:              Brick Veneer
     Condition:                   Average
     Anchor Tenant:               Wal-Mart
     Parking:                     Adequate

Lease Data

     Occupancy:
       Local:                     100%
       Overall:                   100%
     Typical Size:                2,000 SF
     Term:                        3-5 years
     Base Rent Per Square Foot:   $8.50-$15.50
     Rent Escalations:            Various
     Basis:                       N/A
     Expense Pass-Through:        CAM, Tax, Insur
     Free Rent (months)           Minimal
     Tenant Improvement           Minimal
     Leasing Agent                N/A
     Phone No                     ( ) -
     Survey Date                  N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
7/95  121,267  Wal-Mart         $6.99   N/A     None     Flat              20.00
================================================================================


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years. Construction quality is average and typical of other retail centers in the area.


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Location Data

     Property Name:              Route 6 Mall
     Location:                   N/S Route 6
     City:                       Honesdale
     County:                     Wayne
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data

     Type:                       Community
     Gross Leaseable Area:       144,229 SF
     Year Built:                 1978
     Exterior Walls:             Brick Veneer
     Condition:                  Average
     Anchor Tenant:              K-Mart
     Parking:                    Adequate

Lease Data

     Occupancy:
       Local:                    100%
       Overall:                  100%
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $5.5-$1 5.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax, Insur
     Free Rent (months):         Minimal
     Tenant Improvement:         Minimal
     Leasing Agent:              N/A
     Phone No                    ( ) -
     Survey Date:                N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
3/95 119,229   K-Mart           $5.77   N/A      None    Flat              25.00
================================================================================


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years and includes a percentage rent clause on 1.0% over $20.0 million. Construction quality is average and typical of other retail centers in the area.


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Location Data

     Property Name:              Bradford Towne Centre
     Location:                   N/S Route 6
     City:                       Wysox
     County:                     Bradford
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data

     Type:                       Community
     Gross Leaseable Area:       119,481 SF
     Year Built:                 1972
     Exterior Walls:             Brick Veneer
     Condition:                  Average
     Anchor Tenant:              K-Mart
     Parking:                    Adequate

Lease Data

     Occupancy:
       Local:                    100%
       Overall:                  100%
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $5.50-$15.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM. Tax, Insur
     Free Rent (months):         Minimal
     Tenant Improvement:         Minimal
     Leasing Agent:              N/A
     Phone No.:                  ( ) -
     Survey Date:                N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
7/94  94,481   K-Mart           $5.00   N/A     None     Flat              25.00
================================================================================


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years and includes a percentage rent clause on 1.0% over $16,875 million. Construction quality is average and typical of other retail centers in the area.


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Location Data

     Property Name:              Builder's Square Shopping Center
     Location:                   Cetronia Road
     City:                       Whitehall
     County:                     Lehigh
     State/Zip:                  Pennsylvania
     Assessor's Parcel No(s):    N/A
     Atlas Reference:            N/A

Physical Data

     Type:                       Community
     Gross Leaseable Area:       106,400 SF
     Year Built:                 1994
     Exterior Walls:             Brick Veneer
     Condition:                  Good
     Anchor Tenant:              Builder's Square
     Parking:                    Adequate

Lease Data

     Occupancy:
       Local:                    100%
       Overall:                  100%
     Typical Size:               2,000 SF
     Term:                       3-5 years
     Base Rent Per Square Foot:  $5.50-$15.50
     Rent Escalations:           Various
     Basis:                      N/A
     Expense Pass-Through:       CAM, Tax, Insur
     Free Rent (months):         Minimal
     Tenant Improvement:         Minimal
     Leasing Agent:              N/A
     Phone No.:                  ( ) -
     Survey Date:                N/A

Recent Leases

================================================================================
       Size                     Rent    TI    Free Rent                    Term
Date   (SF)    Tenant           (PSF)  (PSF)   (Months)  Escalations       (YRS)
================================================================================
3/94  106,400  Builder's Squar $10.05   N/A     None     Flat              25.00
================================================================================


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years. Construction quality is good and typical of other retail centers in the area.


================================================================================
                                  CB COMMERCIAL

                                                    RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years. Construction quality is good and typical of other retail centers in the area.


================================================================================
                                  CB COMMERCIAL

================================================================================
                                      ADDENDUM E STRATEGIC MAPPING, INC. REPORTS
================================================================================


                                   ADDENDUM E
                        STRATEGIC MAPPING, INC. REPORTS


--------------------------------------------------------------------------------

                              Atlas MarketQuest
                                 Trend Report

CBC - C1750-41                                                       Page 1 of 2
PA/77 Lehigh County                                                       6/3/96

                                     1980 Census    1990 Census  1995 Estimate    2000 Projection
Total Population                         272,349        291,130        299,269           304,142

   White                                   96.6%          93.3%          92.1%             90.9%
   Black                                    1.5%           2.3%           2.7%              3.0%
   American Indian                          0.1%           0.1%           0.1%              0.2%
   Asian                                    0.5%           1.3%           1.4%              1.6%
   Other                                    1.3%           3.0%           3.7%              4.3%

   Hispanic                                 2.6%           5.2%           6.7%              8.1%

Total Households                         101,296        112,887        116,004           117,859
Household Population                     266,239        283,559        291,698           296,571
Average Household Size                      2.63           2.51           2.51              2.52

Household Income

   $0 - 9,999                              24.0%          11.5%           9.4%              7.7%
   $ 10,000 - 14,999                       14.7%           7.8%           6.9%              5.8%
   $ 15,000 - 24,999                       29.3%          17.6%          14.7%             12.2%
   $ 25,000 - 34,999                       19.0%          16.9%          14.8%             13.2%
   $ 35,000 - 49,999                        9.4%          21.0%          20.3%             18.3%
   $ 50,000 - 74,999                        2.6%          16.4%          19.7%             21.9%
   $ 75,000 - 99,999                        1.0%           5.2%           7.6%              9.9%
   $ 100,000 - 149,999                      --             2.2%           4.7%              7.9%
   $ 150,000 +                              --             1.3%           1.9%              3.0%
     Total                                100.0%         100.0%         100.0%            100.0%

Median Household Income ($)               18,848         32,455         37,738            43,759
Aggregate HH Inc ($000)                2,128,620      4,437,860      5,438,077         6,487,151
Median Family Income ($)                  21,945         39,120         45,488            52,745
Per Capita Income ($)                      7,995         15,651         18,643            21,874

Median Age Total Population                 33.2           35.7           37.4              38.8
Median Age Adult Population                 43.6           43.0           44.5              46.0

Median Age Female Population                34.7           37.1           38.8              40.5
Median Age Adult Female Population          45.0           44.3           45.9              47.4

Median Age Male Population                  31.8           34.3           35.9              37.1
Median Age Adult Male Population            42.1           41.7           43.2              44.6


Area defined by County
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
PA/77 Lehigh County                                                       6/3/96

                           1980 Census   1990 Census   1995 Estimate   2000 Projection
Total Population by Age        272,349       291,130         299,269           304,142

   0 - 5                          7.0%          8.0%            7.7%              7.4%
   6 - 13                        11.1%         10.0%           10.2%             10.0%
   14 - 17                        6.6%          4.7%            4.8%              4.9%
   18 - 24                       12.2%          9.4%            9.0%              9.2%
   25 - 34                       15.9%         16.9%           14.4%             12.6%
   35 - 44                       11.2%         15.4%           16.0%             15.5%
   45 - 54                       11.5%         10.4%           12.2%             13.6%
   55 - 64                       11.6%          9.9%            9.5%             10.1%
   65 - 74                       13.0%          8.9%            9.0%              8.8%
   75 - 84                        --            5.0%            5.5%              5.8%
   85 +                           --            1.5%            1.8%              2.0%

Female Population by Age       141,558       151,190         155,506           158,044

   0 - 5                          6.5%          7.4%            7.2%              6.9%
   6 - 13                        10.4%          9.3%            9.5%              9.4%
   14 - 17                        6.2%          4.5%            4.5%              4.6%
   18 - 24                       12.0%          9.2%            8.6%              8.7%
   25 - 34                       15.4%         16.4%           14.0%             12.2%
   35 - 44                       11.0%         14.9%           15.6%             15.3%
   45 - 54                       11.5%         10.3%           12.0%             13.4%
   55 - 64                       11.9%         10.1%            9.6%             10.3%
   65 - 74                       15.1%          9.7%            9.7%              9.4%
   75 - 84                        --            6.1%            6.8%              7.0%
   85 +                           --            2.2%            2.5%              2.9%

Male Population by Age         130,791       139,940         143,763           146,098

   0 - 5                          7.6%          8.6%            8.2%              7.8%
   6 - 13                        11.8%         10.8%           11.0%             10.7%
   14 - 17                        7.0%          5.0%            5.1%              5.3%
   18 - 24                       12.3%          9.6%            9.4%              9.8%
   25 - 34                       16.4%         17.5%           14.9%             13.1%
   35 - 44                       11.5%         15.9%           16.4%             15.8%
   45 - 54                       11.5%         10.6%           12.4%             13.8%
   55 - 64                       11.2%          9.7%            9.3%             10.0%
   65 - 74                       10.7%          8.0%            8.2%              8.1%
   75 - 84                        --            3.8%            4.2%              4.5%
   85 +                           --            0.8%            1.0%              1.1%


Area defined by County
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC C1750-41                                                         Page 1 of 2
PA/95 Northampton County                                                  6/3/96

                                      1980 Census    1990 Census   1995 Estimate   2000 Projection
Total Population                          225,418        247,105         256,899           264,190

   White                                    96.4%          94.2%           93.2%             92.2%
   Black                                     1.8%           2.1%            2.4%              2.7%
   American Indian                           0.0%           0.1%            0.1%              0.1%
   Asian                                     0.5%           1.1%            1.4%              1.6%
   Other                                     1.3%           2.5%            2.9%              3.4%

   Hispanic                                  3.1%           4.7%            5.6%              6.5%

Total Households                           80,032         90,955          94,376            96,864
Household Population                      218,183        238,251         248,045           255,336
Average Household Size                       2.73           2.62            2.63              2.64

Household Income

   $ 0 - 9,999                              25.1%          11.4%            9.2%              7.5%
   $ 10,000 - 14,999                        14.5%           8.0%            6.9%              5.6%
   $ 15,000 - 24,999                        29.7%          16.8%           13.9%             11.8%
   $ 25,000 - 34,999                        18.6%          17.2%           14.3%             12.1%
   $ 35,000 - 49,999                         8.5%          21.4%           20.9%             18.7%
   $ 50,000 - 74,999                         2.8%          17.5%           20.8%             22.7%
   $ 75,000 - 99,999                         0.8%           4.6%            7.8%             10.7%
   $ 100,000 - 149,999                        --            2.2%            4.4%              8.0%
   $ 150,000 +                                --            1.1%            1.7%              2.9%
     Total                                 100.0%         100.0%          100.0%            100.0%

Median Household Income ($)                18,506         32,890          38,659            45,281
Aggregate HH Inc ($000)                 1,647,310      3,551,306       4,441,446         5,402,753
Median Family Income ($)                   21,333         38,666          45,448            53,233
Per Capita Income ($)                       7,550         l4,906          17,906            21,159

Median Age Total Population                  32.9           34.9            36.6              37.8
Median Age Adult Population                  43.7           42.5            44.2              45.6

Median Age Female Population                 34.7           36.4            38.2              39.8
Median Age Adult Female Population           45.5           43.9            45.6              47.1

Median Age Male Population                   31.1           33.6            35.0              35.8
Median Age Adult Male Population             41.7           41.1            42.8              44.1


Area defined by County
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
PA/95 Northampton County                                                  6/3/96

                                   1980 Census    1990 Census  1995 Estimate   2000 Projection
Total Population by Age                225,418        247,105        256,899           264,190

   0 - 5                                  7.2%           8.0%           7.8%              7.5%
   6 - 13                                11.4%          10.4%          10.4%             10.2%
   14 - 17                                6.7%           4.8%           5.3%              5.4%
   18 - 24                               12.8%          11.1%          10.4%             10.6%
   25 - 34                               15.0%          15.8%          13.5%             12.4%
   35 - 44                               11.0%          15.2%          15.6%             14.6%
   45 - 54                               11.2%          10.2%          12.2%             13.6%
   55 - 64                               12.1%           9.5%           8.9%              9.7%
   65 - 74                               12.6%           9.0%           9.0%              8.5%
   75 - 84                                --             4.7%           5.4%              5.8%
   85 +                                   --             1.3%           1.5%              1.8%

Female Population by Age               115,885        126,915        132,045           135,839

   0 - 5                                  6.9%           7.6%           7.4%              7.1%
   6 - 13                                10.8%           9.9%           9.8%              9.7%
   14 - 17                                6.3%           4.6%           5.0%              5.0%
   18 - 24                               11.7%          10.2%           9.5%              9.8%
   25 - 34                               14.8%          15.5%          13.3%             11.9%
   35 - 44                               11.0%          14.8%          15.4%             14.5%
   45 - 54                               11.3%          10.1%          12.1%             13.5%
   55 - 64                               12.6%           9.8%           9.1%              9.8%
   65 - 74                               14.6%           9.9%           9.8%              9.2%
   75 - 84                                --             5.7%           6.6%              7.0%
   85 +                                   --             1.8%           2.1%              2.6%

Male Population by Age                 109,533        120,190        124,854           128,351

   0 - 5                                  7.6%           8.4%           8.2%              7.8%
   6 - 13                                12.0%          10.9%          11.0%             10.7%
   14 - 17                                7.2%           5.1%           5.7%              5.8%
   18 - 24                               14.0%          12.0%          11.3%             11.5%
   25 - 34                               15.2%          16.1%          13.8%             13.0%
   35 - 44                               11.0%          15.5%          15.8%             14.6%
   45 - 54                               11.1%          10.4%          12.4%             13.6%
   55 - 64                               11.5%           9.2%           8.8%              9.5%
   65 - 74                               10.4%           8.0%           8.1%              7.8%
   75 - 84                                --             3.7%           4.2%              4.5%
   85 +                                   --             0.7%           0.8%              1.0%


Area defined by County
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 1 of 4
Area 1 = PA/77 Lehigh County                                              6/3/96
Area 2 = PA/95 Northampton County

Description                                      Area 1         Area 2

Population:

   2000 Projection                              304,142        264,190
   1995 Estimate                                299,269        256,899
   1990 Census                                  291,130        247,105
   1980 Census                                  272,349        225,418
   Percent Change, 1980 - 1990                      6.9            9.6
   Percent Change, 1990 - 1995                      2.8            4.0

1995 Population by Race:

   % White                                         92.1           93.2
   % Black                                          2.7            2.4
   % American Indian                                0.1            0.1
   % Asian                                          1.4            1.4
   % Other                                          3.7            2.9
   % Hispanic                                       6.7            5.6

1995 Population by Age:

   % 0 - 5                                          7.7            7.8
   % 6 - 13                                        10.2           10.4
   % 14 - 17                                        4.8            5.3
   % 18 - 20                                        4.1            4.7
   % 21 - 24                                        4.9            5.7
   % 25 - 34                                       14.4           13.5
   % 35 - 44                                       16.0           15.6
   % 45 - 54                                       12.2           12.2
   % 55 - 64                                        9.5            8.9
   % 65 - 74                                        9.0            9.0
   % 75 - 84                                        5.5            5.4
   % 85 +                                           1.8            1.5
   Median Age Total Population                     37.4           36.6
   Median Age Adult Population                     44.5           44.2

Households:

   2000 Projection                              117,859         96,864
   1995 Estimate                                116,004         94,376
   1990 Census                                  112,887         90,955
   1980 Census                                  101,296         80,032
   Percent Change, 1980 - 1990                     11.4           13.6
   Percent Change, 1990 - 1995                      2.8            3.8

1990 Household Population                       283,559        238,251
1990 Households w/ Children under 18             36,625         31,757
1990 Households w/ Persons over 65               30,889         25,766


Area defined by County
Area defined by County

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                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 2 of 4
Area 1 = PA/77 Lehigh County                                              6/3/96
Area 2 = PA/95 Northampton County

Description                                  Area 1          Area 2

1990 Family Population                      243,110         208,904
1990 Nonfamily Population                    40,449          29,347
1990 Group Quarters Population                7,571           8,854

1990 Average Household Size                    2.51            2.62
1990 Average Family Size                       3.02            3.06
1990 Family Households                       79,183          67,185
1990 Nonfamily Households                    33,704          23,770

1995 Household Income:

   % $ 0 - $ 9,999                              9.4             9.2
   % $ 10,000 - $ 14,999                        6.9             6.9
   % $ 15,000 - $ 24,999                       14.7            13.9
   % $ 25,000 - $ 34,999                       14.8            14.3
   % $ 35,000 - $ 49,999                       20.3            20.9
   % $ 50,000 - $ 74,999                       19.7            20.8
   % $ 75,000 - $ 99,999                        7.6             7.8
   % $100,000 - $149,999                        4.7             4.4
   % $l50,000 +                                 1.9             1.7

2000 Median Household Income               $ 43,759        $ 45,281
1995 Median Household Income               $ 37,738        $ 38,659
1990 Median Household Income               $ 32,455        $ 32,890

2000 Average Household Income              $ 55,042        $ 55,777
1995 Average Household Income              $ 46,878        $ 47,061
1990 Average Household Income              $ 39,429        $ 39,189

2000 Per Capita Income                     $ 21,874        $ 21,159
1995 Per Capita Income                     $ 18,643        $ 17,906
1990 Per Capita Income                     $ 15,651        $ 14,906

2000 Median Family Income                  $ 52,745        $ 53,233
1995 Median Family Income                  $ 45,488        $ 45,448
1990 Median Family Income                  $ 39,120        $ 38,666

1990 Average Family Income                 $ 45,784        $ 44,827


Area defined by County
Area defined by County

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                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 3 of 4
Area 1 = PA/77 Lehigh County                                              6/3/96
Area 2 = PA/95 Northampton County

Description                                     Area 1          Area 2

1990 Housing Unit Counts:

   Total Units                                 118,335          95,345
    Occupied Units                             112,887          90,955
      Owner Occupied                            78,248          66,907
      Renter Occupied                           34,639          24,048
    Vacant Units                                 5,448           4,390
      Year Round                                 5,130           3,980
      Seasonal                                     318             410

1990 Housing Unit Percents:

    % Occupied of Total Units                     95.4            95.4
      % Owner Units of Occupied Units             69.3            73.6
      % Renter Units of Occupied Units            30.7            26.4
    % Vacant of Total Units                        4.6             4.6
      % Year Round of Vacant Units                94.2            90.7
      % Seasonal of Vacant Units                   5.8             9.3
    % Condominiums of Total Units                  1.1             1.3

1990 Condominiums:

   Total Condominium Units                       1,335           1,212
    % Owner Occupied                              61.3            56.8
    % Renter Occupied                             30.0            32.3
    % Vacant                                       8.7            10.8

1990 Units in Structure:

   % 1, Detached                                  45.8            56.3
   % 1, Attached                                  24.6            19.9
   % 2                                             4.9             5.7
   % 3 - 9                                        10.9             8.4
   % 10 - 49                                       7.6             3.4
   % 50 +                                          2.6             1.4
   % Mobile Homes                                  2.7             3.6
   % Other                                         0.9             1.2

1990 Median Home Value                      $   97,771      $  105,995
1990 Median Contract Rent                   $      400      $      379


Area defined by County
Area defined by County

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                                Atlas MarketQuest
                                 Profile Report
CBC - C1750-41                                                       Page 4 of 4
Area 1 = PA/77 Lehigh County                                              6/3/96
Area 2 = PA/95 Northampton County

Description                                       Area 1       Area 2

1995 Total Employed                              149,579       80,598
1995 Socio-Economic Measure                           55           53

1990 Occupation:

   Total Civil Labor Force                       151,386      123,211
    % Unemployed                                     4.7          4.3

   Total Employed                                144,250      117,962
    % White Collar                                  58.8         54.5
     % Executive & Managerial                       11.0         10.1
     % Professional Specialty                       14.7         13.4
     % Technical Support                             4.2          3.9
     % Administrative Support                       17.2         16.4
     % Sales                                        11.8         10.6
    % Blue Collar                                   28.2         32.4
     % Precision Production, Craft & Repair         11.5         12.4
     % Machine Operators                             8.4         10.3
     % Transportation & Material Moving              4.1          4.1
     % Laborers                                      4.1          5.5
    % Farming, Forestry & Fishing                    1.0          1.1
    % Service: Private Household                     0.2          0.2
    % Service: Protective                            1.3          1.5
    % Service: Other                                10.6         10.4

1990 Educational Attainment (Age 25 & Over):

   % Less than Grade 9                               9.6         10.6
   % Grade 9-12 (No Diploma)                        15.7         16.3
   % High School Graduate or Equivalency            35.7         37.6
   % Some College (No Degree)                       12.9         12.8
   % Associate Degree                                6.4          6.0
   % Bachelor Degree                                12.6         10.7
   % Graduate or Professional Degree                 7.1          6.1


Area defined by County
Area defined by County

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 1 of 9
Area 1 = PA/77 Lehigh County                                              6/3/96
Area 2 = PA/95 Northampton County

Description                                    Area 1          Area 2

1995 Socio-Economic Measure:                       55              53
1995 Employment:                              149,579          80,598

Population:

   2000 Projection                            304,142         264,190
   1995 Estimate                              299,269         256,899
   1990 Census                                291,130         247,105
   1990-1995 % Change (Growth)                   2.8%            4.0%

   1990 Group Quarters Population               7,571           8,854

1995 % Population by Race:

    White                                       92.1%           93.2%
    Black                                        2.7%            2.4%
    American Indian, Eskimo & Aleut              0.1%            0.1%
    Asian or Pacific Islander                    1.4%            1.4%
    Other                                        3.7%            2.9%

    Hispanic                                     6.7%            5.6%

1990 % Population by Race:

    White                                       93.3%           94.2%
    Black                                        2.3%            2.1%
    American Indian, Eskimo & Aleut              0.1%            0.1%
    Asian or Pacific Islander                    1.3%            1.1%
    Other                                        3.0%            2.5%

    Hispanic                                     5.2%            4.7%

1995 % Population by Sex:

    Male                                        48.0%           48.6%
    Female                                      52.0%           51.4%

1990 % Population by Sex:

    Male                                        48.1%           48.6%
    Female                                      51.9%           51.4%

2000 Pop per Square Mile (Pop Density)          877.3           706.7
1995 Pop per Square Mile (Pop Density)          863.3           687.2
1990 Pop per Square Mile (Pop Density)          839.8           661.0

Area (Square Miles)                             346.7           373.9
Area (Square Kilometers)                        897.9           968.3

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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 2 of 9
Area 1 = PA/77 Lehigh County                                              6/3/96
Area 2 = PA/95 Northampton County

Description                                     Area 1        Area 2

Households:

   2000 Projection                             117,859        96,864
   1995 Estimate                               116,004        94,376
   1990 Census                                 112,887        90,955
   1990 - 1995 % Change (Growth)                  2.8%          3.8%

2000 Average Household Size                       2.52          2.64
1995 Average Household Size                       2.51          2.63
1990 Average Household Size                       2.51          2.62

2000 Per Capita Income                        $ 21,874        21,159
1995 Per Capita Income                        $ 18,643        17,906
1990 Per Capita Income                        $ 15,651        14,906

2000 Median Family Income                     $ 52,745        53,233
1995 Median Family Income                     $ 45,488        45,448
1990 Median Family Income                     $ 39,120        38,666

2000 Median Household Income                  $ 43,759        45,281
1995 Median Household Income                  $ 37,738        38,659
1990 Median Household Income                  $ 32,455        32,890

2000 Average Household Income                 $ 55,042        55,777
1995 Average Household Income                 $ 46,878        47,061
1990 Average Household Income                 $ 39,429        39,189

1995 % Household Income:

    $ 0 - $ 9,999                                 9.4%          9.2%
    $ 10,000 - $ 14,999                           6.9%          6.9%
    $ 15,000 - $ 24,999                          14.7%         13.9%
    $ 25,000 - $ 34,999                          14.8%         14.3%
    $ 35,000 - $ 49,999                          20.3%         20.9%
    $ 50,000 - $ 74,999                          19.7%         20.8%
    $ 75,000 - $ 99,999                           7.6%          7.8%
    $100,000 - $ 149,999                          4.7%          4.4%
    $150,000 +                                    1.9%          1.7%


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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 3 of 9
Area 1 = PA/77 Lehigh County                                              6/3/96
Area 2 = PA/95 Northampton County

Description                                           Area 1     Area 2

1990 % Household Income:

    $ 0 - $ 9,999                                      11.5%      11.4%
    $ 10,000 - $ 14,999                                 7.8%       8.0%
    $ 15,000 - $ 24,999                                17.6%      16.8%
    $ 25,000 - $ 34,999                                16.9%      17.2%
    $ 35,000 - $ 49,999                                21.0%      21.4%
    $ 50,000 - $ 74,999                                16.4%      17.5%
    $ 75,000 - $ 99,999                                 5.2%       4.6%
    $100,000 - $149,999                                 2.2%       2.2%
    $150,000 +                                          1.3%       1.1%

1995 % Population by Age:

    0 - 5                                               7.7%       7.8%
    6 - 13                                             10.2%      10.4%
    14 - 17                                             4.8%       5.3%
    18 - 20                                             4.1%       4.7%
    21 - 24                                             4.9%       5.7%
    25 - 34                                            14.4%      13.5%
    35 - 44                                            16.0%      15.6%
    45 - 54                                            12.2%      12.2%
    55 - 64                                             9.5%       8.9%
    65 - 74                                             9.0%       9.0%
    75 - 84                                             5.5%       5.4%
    85 +                                                1.8%       1.5%
    Median Age Total Population                         37.4       36.6
    Median Age Adult Population                         44.5       44.2

1990 % Population by Age:

    0 - 5                                               8.0%       8.0%
    6 - 13                                             10.0%      10.4%
    14 - 17                                             4.7%       4.8%
    18 - 20                                             4.0%       5.3%
    21 - 24                                             5.4%       5.8%
    25 - 34                                            16.9%      15.8%
    35 - 44                                            15.4%      15.2%
    45 - 54                                            10.4%      10.2%
    55 - 64                                             9.9%       9.5%
    65 - 74                                             8.9%       9.0%
    75 - 84                                             5.0%       4.7%
    85 +                                                1.5%       1.3%
    Median Age Total Population                         35.7       34.9
    Median Age Adult Population                         43.0       42.5


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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 4 of 9
Area 1 = PA/77 Lehigh County                                              6/3/96
Area 2 = PA/95 Northampton County

Description                                         Area 1       Area 2

1995 % Female Population by Age:

    0 - 5                                             7.2%         7.4%
    6 - 13                                            9.5%         9.8%
    14 - 17                                           4.5%         5.0%
    18 - 20                                           3.9%         4o3%
    21 - 24                                           4.7%         5.2%
    25 - 34                                          14.0%        13.3%
    35 - 44                                          15.6%        15.4%
    45 - 54                                          12.0%        12.1%
    55 - 64                                           9.6%         9.1%
    65 - 74                                           9.7%         9.8%
    75 - 84                                           6.8%         6.6%
    85 +                                              2.5%         2.1%
    Female Median Age Total Population                38.8         38.2
    Female Median Age Adult Population                45.9         45.6

1990 % Female Population by Age:

    0 - 5                                             7.4%         7.6%
    6 - 13                                            9.3%         9.9%
    14 - 17                                           4.5%         4.6%
    18 - 20                                           3.9%         4.7%
    21 - 24                                           5.3%         5.5%
    25 - 34                                          16.4%        15.5%
    35 - 44                                          14.9%        14.8%
    45 - 54                                          10.3%        10.1%
    55 - 64                                          10.1%         9.8%
    65 - 74                                           9.7%         9.9%
    75 - 84                                           6.1%         5.7%
    85 +                                              2.2%         1.8%
    Female Median Age Total Population                37.1         36.4
    Female Median Age Adult Population                44.3         43.9

1990 % Hispanic Population by Type:

    Not of Hispanic Origin                           94.8%        95.3%
    Mexican                                           0.2%         0.3%
    Puerto Rican                                      3.8%         3.5%
    Cuban                                             0.1%         0.1%
    Other Hispanic                                    1.0%         0.8%


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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 5 of 9
Area 1 = PA/77 Lehigh County                                              6/3/96
ARea 2 = PA/95 Northampton County

Description                                             Area 1      Area 2

1990 % Population Enrolled in School (Age 3 & Over):

     Preprimary School                                    8.3%        7.2%
     Elementary and High School                          65.7%       62.4%
     College                                             25.9%       30.3%

    Total School Enrollment                             64,915      61,028

1990 % Educational Attainment (Age 25 & Over):

    Less than Grade 9                                     9.6%       10.6%
    Grade 9-12 (No Diploma)                              15.7%       16.3%
    High School Graduate or Equivalency                  35.7%       37.6%
    Some College (No Degree)                             12.9%       12.8%
    Associate Degree                                      6.4%        6.0%
    Bachelor Degree                                      12.6%       10.7%
    Graduate or Professional Degree                       7.1%        6.1%

1990 % Employment Status:

     Total Labor Force:
      Armed Forces                                        0.1%        0.1%
       Civilian:
         Employed                                        62.2%       60.4%
         Unemployed                                       3.1%        2.7%
    Not In Labor Force                                   34.7%       36.9%

     Female Labor Force:
      Armed Forces                                        0.0%        0.0%
       Civilian:
         Employed                                        53.9%       52.4%
         Unemployed                                       2.4%        2.2%
    Not In Labor Force                                   43.7%       45.5%

1990 % Working Mothers:

    Child <6 Only                                        16.5%       15.6%
    Child 6-17 Only                                      42.5%       42.8%
    Child <6 & 6-17                                      10.9%        9.8%
    Nonworking Mothers                                   30.1%       31.8%
     Total Mothers                                      34,708      29,944

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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 6 of 9
Area 1 = PA/77 Lehigh County                                              6/3/96
Area 2 = PA/95 Northampton County

Description                                       Area 1        Area 2

1990 % Industry Employment:

    Agriculture/Forestry/Fishing                    1.2%          1.2%
    Mining                                          0.2%          0.3%
    Construction                                    5.7%          6.2%
    Manufacturing:
      Nondurable Goods                             11.9%         12.5%
      Durable Goods                                12.2%         14.6%
    Transportation                                  3.8%          4.0%
    Communications & Public Utilities               3.1%          2.8%
    Wholesale Trade                                 4.6%          3.6%
    Retail Trade                                   17.3%         16.1%
    Finance/Insurance/Real Estate                   6.2%          5.5%
    Services:
      Business & Repair                             5.0%          4.2%
      Personal                                      2.4%          2.3%
      Entertainment & Recreation                    1.0%          1.0%
      Health                                        9.9%          8.5%
      Educational                                   7.4%          9.5%
      Other Professional & Related                  5.9%          5.2%
    Public Administration                           2.3%          2.3%
    Total                                        144,250       117,962

1990 % Occupation:

    Executive & Managerial                         11.0%         10.1%
    Professional Specialty                         14.7%         13.4%
    Technical Support                               4.2%          3.9%
    Sales                                          11.8%         10.6%
    Administrative Support                         17.2%         16.4%
    Service: Private Household                      0.2%          0.2%
    Service: Protective                             1.3%          1.5%
    Service: Other                                 10.6%         10.4%
    Farming, Forestry & Fishing                     1.0%          1.1%
    Precision Production, Craft & Repair           11.5%         12.4%
    Machine Operator, Assemblers & Inspectors       8.4%         10.3%
    Transportation & Material Moving                4.1%          4.1%
    Laborers                                        4.1%          5.5%

    White Collar Total                             58.8%         54.5%
    Blue Collar Total                              28.2%         32.4%

   Total Employed                                144,250       117,962

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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 7 of 9
Area 1 = PA/77 Lehigh County                                              6/3/96
Area 2 = PA/95 Northampton County

Description                                               Area 1         Area 2

1990 % Marital Status:

    Total Male:                                          111,147         95,533
      Never Married                                        28.0%          29.0%
      Married                                              60.7%          60.7%
      Separated                                             2.0%           1.7%
      Widowed                                               3.0%           3.0%
      Divorced                                              6.2%           5.6%

    Total Female:                                        124,337        103,250
      Never Married                                        22.2%          22.1%
      Married                                              54.1%          55.9%
      Separated                                             2.4%           2.1%
      Widowed                                              13.5%          13.0%
      Divorced                                              7.8%           6.8%

1990 Households by Type:

    One Person Households                                 28,223         19,867
    Two or more Person Households:
       Family Households:
        Married Couple                                    65,040         55,981
        Male Householder                                   3,494          2,888
        Female Householder                                10,649          8,316
      Nonfamily Households                                 5,481          3,903

1990 Family Households With Children
    Married Couple Family                                 28,374         25,334
    Male Householder                                       1,719          1,362
    Female Householder                                     6,136          4,732

1990 Population by Household Type:
    Family Households                                    243,110        208,904
    Nonfamily Households                                  40,449         29,347

1990 Households With:
    Children Under 18                                     36,625         31,757
    Persons Over 65                                       30,889         25,766
    Householder Over 65                                   27,815         23,090

1990 Average Family Size                                    3.02           3.06


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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 8 of 9
Area 1 = PA/77 Lehigh County                                              6/3/96
Area 2 = PA/95 Northampton County

Description                                              Area 1          Area 2

1990 Median Home Value                               $   97,771         105,995
1990 Average Home Value                              $  113,429         117,969
1990 Median Contract Rent                            $      400             379
1990 Average Contract Rent                           $      397             385

1990 Persons In Unit:

    1 Person Units                                       28,223          19,867
    2 Person Units                                       38,378          30,542
    3 Person Units                                       20,022          16,991
    4 + Person Units                                     26,264          23,555

1990 Housing Unit Counts:

    Total Units                                         118,335          95,345
     % Occupied                                           95.4%           95.4%
     % Vacant                                              4.6%            4.6%
     % Year Round                                          4.3%            4.2%
     % Seasonal                                            0.3%            0.4%
    Occupied Units                                      112,887          90,955
     % Owner Occupied                                     69.3%           73.6%
     % Renter Occupied                                    30.7%           26.4%
    Vacant Units                                          5,448           4,390
     % Year Round of Vacant Units                         94.2%           90.7%
     % Seasonal of Vacant Units                            5.8%            9.3%

1990 Total Housing Units in Structure                   118,335          95,345

    1, Detached                                           45.8%           56.3%
    1, Attached                                           24.6%           19.9%
    2,                                                     4.9%            5.7%
    3 - 9                                                 10.9%            8.4%
    10 - 49                                                7.6%            3.4%
    50 +                                                   2.6%            1.4%
    Mobile Home or Trailer                                 2.7%            3.6%
    Other                                                  0.9%            1.2%

1990 Housing Units by Year Built                         78,248          67,003

    Built 1985 to March, 1990                              8.2%           10.6%
    Built 1980 to 1984                                     6.0%            4.4%
    Built 1970 to 1979                                    14.6%           16.2%
    Built 1960 to 1969                                    13.1%           12.3%
    Built 1950 to 1959                                    18.1%           15.3%
    Built 1949 or Earlier                                 40.0%           41.2%


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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 9 of 9
Area 1 = PA/77 Lehigh County                                              6/3/96
Area 2 = PA/95 Northampton County

Description                                               Area 1         Area 2

1990 % Means of Transportation to Work:

    Car, Truck or Van:
    Drove Alone                                            78.5%          78.4%
    Carpooled                                              11.7%          12.2%
    Public Transportation                                   1.7%           1.2%
    Other Means                                             5.7%           5.9%
    Worked at Home                                          2.3%           2.3%

1990 % Travel Time to Work:

    0 - 14 Minutes                                         37.9%          36.6%
    15 - 29 Minutes                                        43.8%          39.5%
    30 - 59 Minutes                                        15.2%          18.6%
    60 - 89 Minutes                                         2.5%           4.1%
    90 + Minutes                                            0.7%           1.1%

1990 Households by Number of Vehicles:

    1 Vehicle                                             38,692         28,203
    2 Vehicles                                            43,024         36,919
    3 Vehicles                                            13,601         11,950
    4 Vehicles                                             3,668          3,585
    5 or More Vehicles                                     1,313          1,312


Area defined by County
Area defined by County


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                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
mountainville 1 Mile Radius                                              5/23/96

                                    1980 Census  1990 Census    1995 Estimate  2000 Projection
Total Population                          7,078        7,008            6,956            6,842

  White                                   98.3%        96.0%            94.8%            93.7%
  Black                                    0.8%         1.9%             2.4%             2.9%
  American Indian                          0.0%         0.1%             0.2%             0.2%
  Asian                                    0.5%         0.8%             0.9%             1.0%
  Other                                    0.4%         1.2%             1.7%             2.2%

  Hispanic                                 0.6%         2.3%             3.2%             4.0%

Total Households                          2,616        2,767            2,746            2,703
Household Population                      7,078        6,981            6,929            6,815
Average Household Size                     2.71         2.52             2.52             2.52

Household Income

  $ 0 - 9,999                             18.8%        10.7%             8.7%             7.4%
  $ 10,000 -  14,999                      11.7%         6.4%             5.9%             5.2%
  $ 15,000 -  24,999                      29.4%        19.5%            15.1%            12.0%
  $ 25,000 -  34,999                      25.2%        18.5%            16.0%            14.3%
  $ 35,000 -  49,999                      12.5%        23.7%            22.7%            20.2%
  $ 50,000 -  74,999                       1.9%        15.8%            21.6%            25.2%
  $ 75,000 -  99,999                       0.5%         4.6%             6.7%             8.9%
  $100,000 - 149,999                       --           0.6%             2.9%             6.1%
  $150,000 +                               --           0.3%             0.4%             0.7%
    Total                                100.0%       100.0%           100.0%           100.0%

Median Household Income ($)              21,631       32,381           37,379           42,730
Aggregate HH Inc ($000)                  58,079       95,351          114,434          130,888
Median Family Income ($)                 24,023       36,927           42,627           48,729
Per Capita Income ($)                     8,206       13,659           16,515           19,206

Median Age Total Population                34.5         38.6             40.5             41.8
Median Age Adult Population                44.6         45.2             46.7             48.0

Median Age Female Population               35.9         39.9             41.9             43.3
Median Age Adult Female Population         45.6         46.4             47.6             49.0

Median Age Male Population                 33.3         37.3             39.0             40.3
Median Age Adult Male Population           43.4         44.2             45.7             46.9


Area defined by Circle: (40.575493,75.44239): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
mountainville 1 Mile Radius                                              5/23/96

                                 1980 Census    1990 Census     1995 Estimate   2000 Projection

Total Population by Age                7,078          7,008             6,956             6,842

   0 - 5                                6.2%           6.6%              6.4%              6.2%
   6 - 13                              10.4%           9.0%              8.7%              8.5%
   14 - 17                              6.9%           4.7%              4.3%              4.1%
   18 - 24                             11.1%           8.1%              8.2%              8.1%
   25 - 34                             16.1%          15.5%             13.8%             12.8%
   35 - 44                             11.5%          16.0%             15.9%             15.0%
   45 - 54                             13.6%          11.7%             13.1%             14.5%
   55 - 64                             13.5%          12.6%             11.6%             11.6%
   65 - 74                             10.7%          10.2%             11.0%             11.3%
   75 - 84                               --            4.6%              5.6%              6.3%
   85 +                                  --            1.0%              1.4%              1.6%

Female Population by Age               3,651          3,624             3,601             3,544

   0 - 5                                5.7%           6.1%              6.1%              6.0%
   6 - 13                              10.1%           8.2%              8.0%              7.9%
   14 - 17                              6.8%           4.8%              3.9%              3.8%
   18 - 24                             10.4%           7.9%              7.9%              7.4%
   25 - 34                             16.1%          14.8%             13.7%             12.8%
   35 - 44                             11.4%          16.2%             15.6%             14.6%
   45 - 54                             14.2%          11.5%             13.2%             14.8%
   55 - 64                             13.7%          12.8%             11.6%             11.4%
   65 - 74                             11.7%          11.1%             11.8%             12.0%
   75 - 84                               --            5.3%              6.5%              7.2%
   85 +                                  --            1.3%              1.8%              2.1%

Male Population by Age                 3,426          3,384             3,350             3,289

   0 - 5                                6.8%           7.2%              6.8%              6.6%
   6 - 13                              10.8%           9.8%              9.5%              9.1%
   14 - 17                              6.9%           4.7%              4.7%              4.5%
   18 - 24                             11.9%           8.3%              8.5%              8.9%
   25 - 34                             16.1%          16.3%             13.8%             12.7%
   35 - 44                             11.7%          15.7%             16.2%             15.4%
   45 - 54                             13.0%          11.9%             13.0%             14.1%
   55 - 64                             13.2%          12.4%             11.7%             11.8%
   65 - 74                              9.7%           9.2%             10.2%             10.6%
   75 - 84                               --            3.8%              4.7%              5.4%
   85 +                                  --            0.7%              0.9%              1.0%


Area defined by Circle: (40.575493,75.44239): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
mountainville 3 Mile Radius                                              5/23/96

                                      1980 Census  1990 Census  1995 Estimate    2000 Projection
Total Population                           75,781       78,697         80,582             81,746

   White                                    92.2%        84.3%          81.1%              78.0%
   Black                                     3.7%         5.6%           6.4%               7.0%
   American Indian                           0.1%         0.2%           0.2%               0.3%
   Asian                                     0.6%         1.3%           1.5%               1.8%
   Other                                     3.4%         8.7%          10.8%              12.9%

   Hispanic                                  6.2%        13.5%          17.9%              22.0%

Total Households                           29,814       31,482         32,222             32,662
Household Population                       74,683       77,076         78,967             80,131
Average Household Size                       2.50         2.45           2.45               2.45

Household Income

  $ 0 - 9,999                               33.3%        16.5%          14.0%              11.9%
  $ 10,000 - 14,999                         16.0%         9.8%           9.3%               8.1%
  $ 15,000 - 24,999                         27.0%        21.2%          18.2%              l5.6%
  $ 25,000 - 34,999                         15.2%        17.9%          16.2%              15.4%
  $ 35,000 - 49,999                          6.7%        20.0%          20.5%              19.3%
  $ 50,000 - 74,999                          1.3%        10.4%          14.7%              18.8%
  $ 75,000 - 99,999                          0.4%         2.5%           4.1%               5.7%
  $100,000 - 149,999                          --          1.1%           2.1%               3.8%
  $150,000 +                                  --          0.6%           0.9%               1.4%
    Total                                  100.0%       100.0%         100.0%             100.0%

Median Household Income ($)                15,254       26,247         29,990             34,303
Aggregate HH Inc ($000)                   520,575      981,057      1,176,011          1,377,625
Median Family Income ($)                   19,301       32,041         36,610             41,875
Per Capita Income ($)                       6,970       12,728         14,892             17,192

Median Age Total Population                  32.4         33.0           34.6               36.2
Median Age Adult Population                  43.4         40.4           42.0               43.6

Median Age Female Population                 34.2         34.3           36.0               37.7
Median Age Adult Female Population           45.4         42.1           43.5               44.9

Median Age Male Population                   30.6         31.8           33.3               34.7
Median Age Adult Male Population             41.4         38.9           40.4               42.2


Area defined by Circle: (40.575493,75.44239): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
mountainville 3 Mile Radius                                              5/23/96

                            1980 Census    1990 Census    1995 Estimate    2000 Projection
Total Population by Age          75,781         78,697           80,582             81,746

   0 - 5                           7.6%           9.2%             9.0%               8.7%
   6 - 13                         10.8%          10.0%            11.1%              11.4%
   14 - 17                         6.3%           4.5%             4.4%               4.9%
   18 - 24                        12.8%          10.4%             8.5%               8.6%
   25 - 34                        16.2%          19.7%            17.7%              14.2%
   35 - 44                        10.2%          14.0%            15.7%              17.0%
   45 - 54                        10.6%           9.3%            10.7%              12.1%
   55 - 64                        11.8%           8.9%             8.3%               8.5%
   65 - 74                        13.6%           8.3%             8.2%               7.7%
   75 - 84                          --            4.5%             5.0%               5.2%
   85 +                             --            1.1%             1.3%               1.6%

Female Population by Age         39,617         40,524           41,454             42,018

   0 - 5                           6.9%           8.6%             8.6%               8.3%
   6 - 13                          9.9%           9.2%            10.3%              10.8%
   14 - 17                         6.1%           4.5%             4.1%               4.5%
   18 - 24                        12.6%          10.2%             8.1%               7.9%
   25 - 34                        15.7%          18.8%            17.2%              13.8%
   35 - 44                         9.9%          13.6%            15.2%              16.6%
   45 - 54                        10.8%           9.4%            10.7%              12.0%
   55 - 64                        12.4%           9.2%             8.6%               8.9%
   65 - 74                        15.9%           9.5%             9.1%               8.5%
   75 - 84                          --            5.5%             6.2%               6.4%
   85 +                             --            1.5%             1.9%               2.3%

Male Population by Age           36,149         38,167           39,109             39,714

   0 - 5                           8.4%           9.8%             9.5%               9.1%
   6 - 13                         11.8%          10.9%            12.0%              12.2%
   14 - 17                         6.6%           4.6%             4.8%               5.2%
   18 - 24                        13.1%          10.6%             9.0%               9.4%
   25 - 34                        16.8%          20.7%            18.1%              14.5%
   35 - 44                        10.5%          14.4%            16.4%              17.4%
   45 - 54                        10.4%           9.3%            10.6%              12.2%
   55 - 64                        11.2%           8.6%             7.9%               8.1%
   65 - 74                        11.2%           7.0%             7.2%               7.0%
   75 - 84                          --            3.5%             3.7%               3.9%
   85 +                             --            0.7%             0.8%               1.0%


Area defined by Circle: (40.575493,75.44239): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-4l                                                       Page 1 of 2
mountainville 5 Mile Radius                                              5/23/96

                                      1980 Census    1990 Census  1995 Estimate  2000 Projection
Total Population                          203,969        207,807        211,701          213,830

  White                                     95.1%          89.9%          87.8%            85.8%
  Black                                      2.2%           3.4%           4.0%             4.5%
  American Indian                            0.1%           0.1%           0.2%             0.2%
  Asian                                      0.6%           1.5%           1.8%             2.0%
  Other                                      2.1%           5.1%           6.3%             7.5%

  Hispanic                                   4.3%           8.6%          10.9%            13.1%

Total Households                           77,764         81,872         83,439           84,284
Household Population                      194,841        197,556        201,454          203,583
Average Household Size                       2.51           2.41           2.41             2.42

Household Income

  $ 0 - 9,999                               28.4%          13.9%          11.5%             9.5%
  $ 10,000 - 14,999                         15.5%           9.1%           8.2%             6.9%
  $ 15,000 - 24,999                         27.7%          19.4%          16.3%            14.0%
  $ 25,000 - 34,999                         16.9%          17.6%          15.9%            14.3%
  $ 35,000 - 49,999                          8.4%          19.8%          19.8%            18.7%
  $ 50,000 - 74,999                          2.3%          13.3%          17.0%            20.0%
  $ 75,000 - 99,999                          0.9%           3.9%           5.9%             7.9%
  $100,000 - 149,999                          --            1.9%           3.6%             6.1%
  $150,000 +                                  --            1.2%           1.7%             2.6%
    Total                                  100.0%         100.0%         100.0%           100.0%

Median Household Income ($)                17,222         29,126         33,707           38,946
Aggregate HH Inc ($000)                 1,524,380      2,923,661      3,549,250        4,200,420
Median Family Income ($)                   21,056         35,700         41,315           47,736
Per Capita Income ($)                       7,824         14,799         17,618           20,632

Median Age Total Population                  33.4           34.7           36.1             37.5
Median Age Adult Population                  44.1           42.0           43.5             44.7

Median Age Female Population                 35.9           36.7           38.1             39.5
Median Age Adult Female Population           46.4           44.2           45.5             46.7

Median Age Male Population                   31.1           32.9           34.3             35.6
Median Age Adult Male Population             41.4           39.9           41.5             42.9


Area defined by Circle: (40.575493,75.44239): 5 mile(s).
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
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CBC C1750-41                                                         Page 2 of 2
mountainville 5 Mile Radius                                              5/23/96

                                   1980 Census    1990 Census     1995 Estimate   2000 Projection
Total Population by Age                203,969        207,807           211,701           213,830

  0 - 5                                   6.4%           7.7%              7.6%              7.4%
  6 - 13                                  9.9%           8.9%              9.6%              9.8%
  14 - 17                                 6.2%           4.2%              4.9%              5.1%
  18 - 24                                14.8%          12.5%             10.1%             10.2%
  25 - 34                                15.0%          17.2%             15.9%             13.4%
  35 - 44                                 9.9%          13.7%             14.9%             15.7%
  45 - 54                                11.1%           9.4%             10.6%             11.8%
  55 - 64                                12.2%           9.7%              9.1%              9.3%
  65 - 74                                14.5%           9.5%              9.3%              8.9%
  75 - 84                                 --             5.5%              6.0%              6.2%
  85 +                                    --             1.7%              1.9%              2.2%

Female Population by Age               106,483        108,301           110,296           111,339

   0 - 5                                  5.9%           7.2%              7.1%              6.9%
   6 - 13                                 9.2%           8.3%              9.0%              9.2%
   14 - 17                                5.8%           4.0%              4.5%              4.8%
   18 - 24                               13.8%          11.8%              9.4%              9.3%
   25 - 34                               14.4%          16.3%             15.3%             12.9%
   35 - 44                                9.8%          13.2%             14.5%             15.2%
   45 - 54                               11.2%           9.4%             10.5%             11.7%
   55 - 64                               12.7%          10.0%              9.4%              9.6%
   65 - 74                               17.1%          10.6%             10.3%              9.7%
   75 - 84                                --             6.7%              7.5%              7.7%
   85 +                                   --             2.4%              2.7%              3.1%

Male Population by Age                  97,469         99,502           101,385           102,489

   0 - 5                                  7.0%           8.2%              8.1%              7.8%
   6 - 13                                10.6%           9.6%             10.3%             10.4%
   14 - 17                                6.5%           4.4%              5.3%              5.6%
   18 - 24                               15.8%          13.3%             11.0%             11.2%
   25 - 34                               15.6%          18.1%             16.6%             14.0%
   35 - 44                               10.1%          14.2%             15.5%             16.2%
   45 - 54                               11.0%           9.4%             10.7%             12.0%
   55 - 64                               11.7%           9.4%              8.7%              9.0%
   65 - 74                               11.7%           8.3%              8.3%              8.1%
   75 - 84                                --             4.1%              4.4%              4.6%
   85 +                                   --             0.9%              1.1%              1.2%

Area defined by Circle: (40.575493,75.44239): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 1 of 4
Area 1 = mountainville 1 Mile Radius                                     5/23/96
Area 2 = mountainville 3 Mile Radius
Area 3 = mountainville 5 Mile Radius

Description                                      Area 1      Area 2       Area 3

Population:

  2000 Projection                                 6,842      81,746      213,830
  1995 Estimate                                   6,956      80,582      211,701
  1990 Census                                     7,008      78,697      207,807
  1980 Census                                     7,078      75,781      203,969
  Percent Change, 1980 - 1990                      -1.0         3.8          1.9
  Percent Change, 1990 - 1995                      -0.7         2.4          1.9

1995 Population by Race:

  % White                                          94.8        81.1         87.8
  % Black                                           2.4         6.4          4.0
  % American Indian                                 0.2         0.2          0.2
  % Asian                                           0.9         1.5          1.8
  % Other                                           1.7        10.8          6.3
  % Hispanic                                        3.2        17.9         10.9

1995 Population by Age:

  % 0 - 5                                           6.4         9.0          7.6
  % 6 - 13                                          8.7        11.1          9.6
  % 14 - 17                                         4.3         4.4          4.9
  % 18 - 20                                         3.7         3.8          4.4
  % 21 - 24                                         4.5         4.8          5.7
  % 25 - 34                                        13.8        17.7         15.9
  % 35 - 44                                        15.9        15.7         14.9
  % 45 - 54                                        13.1        10.7         10.6
  % 55 - 64                                        11.6         8.3          9.1
  % 65 - 74                                        11.0         8.2          9.3
  % 75 - 84                                         5.6         5.0          6.0
  % 85 +                                            1.4         1.3          1.9
 Median Age Total Population                       40.5        34.6         36.1
 Median Age Adult Population                       46.7        42.0         43.5

Households:

  2000 Projection                                 2,703      32,662       84,284
  1995 Estimate                                   2,746      32,222       83,439
  1990 Census                                     2,767      31,482       81,872
  1980 Census                                     2,616      29,814       77,764
  Percent Change, 1980 - 1990                       5.8         5.6          5.3
  Percent Change, 1990 - 1995                      -0.8         2.4          1.9

1990 Household Population                         6,981      77,076      197,556
1990 Households w/ Children under 18                833       9,962       23,868
1990 Households w/ Persons over 65                  796       8,200       24,136


Area defined by Circle: (40.575493,75.44239): 1 mile(s)
Area defined by Circle: (40.575493,75.44239): 3 mile(s)
Area defined by Circle: (40.575493,75.44239): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 2 of 4
Area 1 = mountainville 1 Mile Radius                                     5/23/96
Area 2 = mountainville 3 Mile Radius
Area 3 = mountainville 5 Mile Radius

Description                                     Area 1       Area 2       Area 3

1990 Family Population                           6,153       63,166      162,362
1990 Nonfamily Population                          828       13,910       35,194
1990 Group Quarters Population                      27        1,615       10,247

1990 Average Household Size                       2.52         2.45         2.41
1990 Average Family Size                          2.93         3.05         2.98
1990 Family Households                           2,068       20,162       53,402
1990 Nonfamily Households                          696       11,316       28,465

1995 Household Income:

  % 0 - $9,999                                    8.7         14.0         11.5
  % $ 10,000 - $ 14,999                            5.9          9.3          8.2
  % $ 15,000 - $ 24,999                           15.1         18.2         16.3
  % $ 25,000 - $ 34,999                           16.0         16.2         15.9
  % $ 35,000 - $ 49,999                           22.7         20.5         19.8
  % $ 50,000 - $ 74,999                           21.6         14.7         17.0
  % $ 75,000 - $ 99,999                            6.7          4.1          5.9
  % $l00,000 - $149,999                            2.9          2.1          3.6
  % $150,000 +                                     0.4          0.9          1.7

2000 Median Household Income                  $ 42,730     $ 34,303     $ 38,946
1995 Median Household Income                  $ 37,379     $ 29,990     $ 33,707
1990 Median Household Income                  $ 32,381     $ 26,247     $ 29,126

2000 Average Household Income                 $ 48,423     $ 42,178     $ 49,837
1995 Average Household Income                 $ 41,673     $ 36,497     $ 42,537
1990 Average Household Income                 $ 35,328     $ 31,262     $ 35,889

2000 Per Capita Income                        $ 19,206     $ 17,192     $ 20,632
1995 Per Capita Income                        $ 16,515     $ 14,892     $ 17,618
1990 Per Capita Income                        $ 13,659     $ 12,728     $ 14,799

2000 Median Family Income                     $ 48,729     $ 41,875     $ 47,736
1995 Median Family Income                     $ 42,627     $ 36,610     $ 41,315
1990 Median Family Income                     $ 36,927     $ 32,041     $ 35,700

1990 Average Family Income                    $ 40,073     $ 36,150     $ 42,553


Area defined by Circle: (40.575493,75.44239): 1 mile(s)
Area defined by Circle: (40.57S493,75.44239): 3 mile(s)
Area defined by Circle: (40.575493,75.44239): 5 mile(s)

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-4l                                                       Page 3 of 4
Area 1 = mountainville 1 Mile Radius                                     5/23/96
Area 2 = mountainville 3 Mile Radius
Area 3 = mountainville 5 Mile Radius

Description                               Area 1       Area 2       Area 3

1990 Housing Unit Counts:

  Total Units                              2,858       33,721       86,650
    Occupied Units                         2,767       31,482       81,872
      Owner Occupied                       2,296       18,006       50,564
      Renter Occupied                        471       13,482       31,303
    Vacant Units                              91        2,239        4,778
      Year Round                              81        2,117        4,540
      Seasonal                                10          121          235

1990 Housing Unit Percents:

  % Occupied of Total Units                 96.8         93.4         94.5
   % Owner Units of Occupied Units          83.0         57.2         61.8
   % Renter Units of Occupied Units         17.0         42.8         38.2
  % Vacant of Total Units                    3.2          6.6          5.5
   % Year Round of Vacant Units             89.0         94.6         95.0
   % Seasonal of Vacant Units               11.0          5.4          4.9
  % Condominiums of Total Units              0.1          0.3          0.7

1990 Condominiums:

  Total Condominium Units                      2           85          592
    % Owner Occupied                         0.0          9.4         31.6
    % Renter Occupied                      100.0         90.6         58.3
    % Vacant                                 0.0          0.0         10.1

1990 Units in Structure:

  % 1, Detached                             67.4         27.9         35.1
  % 1, Attached                             16.9         33.3         30.0
  % 2                                        2.3          7.3          6.8
  % 3 - 9                                    6.1         17.6         14.1
  % 10 - 49                                  6.7          9.3          9.1
  % 50 +                                     0.0          3.4          3.5
  % Mobile Homes                             0.2          0.4          0.4
  % Other                                    0.5          0.9          1.0

1990 Median Home Value                 $  92,691    $  78,587    $  88,818
1990 Median Contract Rent              $     392    $     366    $     393


Area defined by Circle: (40.575493,75.44239): 1 mile(s)
Area defined by Circle: (40.575493,75.44239): 3 mile(s)
Area defined by Circle: (40.575493,75.44239): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 4 of 4
Area 1 = mountainville 1 Mile Radius                                     5/23/96
Area 2 = mountainville 3 Mile Radius
Area 3 = mountainville 5 Mile Radius

Description                                        Area 1    Area 2     Area 3

1995 Total Employed                                 1,486    33,231     94,615
1995 Socio-Economic Measure                            53        38         47

1990 Occupation:

  Total Civil Labor Force                           3,747    40,326    105,433
    % Unemployed                                      4.6       6.2        5.4

  Total Employed                                    3,575    37,818     99,729
    % White Collar                                   49.6      52.2       57.7
      % Executive & Managerial                        6.2       7.9        9.9
      % Professional Specialty                       10.6      11.3       14.6
      % Technical Support                             3.8       4.3        4.3
      % Administrative Support                       17.9      17.7       17.5
      % Sales                                        11.2      11.0       11.4
    % Blue Collar                                    36.6      32.6       28.2
      % Precision Production, Craft & Repair         12.8      11.6       10.9
      % Machine Operators                            11.2      11.0        9.0
      % Transportation & Material Moving              5.3       4.4        3.9
      % Laborers                                      7.4       5.6        4.4
    % Farming, Forestry & Fishing                     0.4       0.7        0.7
    % Service: Private Household                      0.0       0.3        0.2
    % Service: Protective                             2.1       1.6        1.5
    % Service: Other                                 11.3      12.7       11.8

1990 Educational Attainment (Age 25 & Over):

  % Less than Grade 9                                 9.5      12.4       10.8
  % Grade 9-12 (No Diploma)                          17.6      20.0       17.3
  % High School Graduate or Equivalency              44.2      36.4       35.0
  % Some College (No Degree)                         11.9      12.2       12.7
  % Associate Degree                                  6.4       5.6        5.8
  % Bachelor Degree                                   7.5       8.9       11.8
  % Graduate or Professional Degree                   2.9       4.4        6.7


Area defined by Circle: (40.575493,75.44239): 1 mile(s)
Area defined by Circle: (40.575493,75.44239): 3 mile(s)
Area defined by Circle: (40.575493,75.44239): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
mountainville 3 Mile Radius                                              5/23/96

                                      1980 Census  1990 Census    1995 Estimate    2000 Projection
Total Population                           75,781       78,697           80,582             81,746

   White                                    92.2%        84.3%            81.1%              78.0%
   Black                                     3.7%         5.6%             6.4%               7.0%
   American Indian                           0.1%         0.2%             0.2%               0.3%
   Asian                                     0.6%         1.3%             1.5%               1.8%
   Other                                     3.4%         8.7%            10.8%              12.9%

   Hispanic                                  6.2%        13.5%            17.9%              22.0%

Total Households                           29,814       31,482           32,222             32,662
Household Population                       74,683       77,076           78,967             80,131
Average Household Size                       2.50         2.45             2.45               2.45

Household Income

   $ 0 - 9,999                              33.3%        16.5%            14.0%              11.9%
   $ 10,000 - 14,999                        16.0%         9.8%             9.3%               8.1%
   $ 15,000 - 24,999                        27.0%        21.2%            18.2%              15.6%
   $ 25,000 - 34,999                        15.2%        17.9%            16.2%              15.4%
   $ 35,000 - 49,999                         6.7%        20.0%            20.5%              19.3%
   $ 50,000 - 74,999                         1.3%        10.4%            14.7%              18.8%
   $ 75,O00 - 99,999                         0.4%         2.5%             4.1%               5.7%
   $100,000 - 149,999                         --          1.1%             2.1%               3.8%
   $150,000 +                                 --          0.6%             0.9%               1.4%
      Total                                100.0%       100.0%           100.0%             100.0%

Median Household Income ($)                15,254       26,247           29,990             34,303
Aggregate HH Inc ($000)                   520,575      981,057        1,176,011          1,377,625
Median Family Income ($)                   19,301       32,041           36,610             41,875
Per Capita Income ($)                       6,970       12,728           14,892             17,192

Median Age Total Population                  32.4         33.0             34.6               36.2
Median Age Adult Population                  43.4         40.4             42.0               43.6

Median Age Female Population                 34.2         34.3             36.0               37.7
Median Age Adult Female Population           45.4         42.1             43.5               44.9

Median Age Male Population                   30.6         31.8             33.3               34.7
Median Age Adult Male Population             41.4         38.9             40.4               42.2


Area defined by Circle: (40.575493,75.44239): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
mountainville 3 Mile Radius                                              5/23/96

                                   1980 Census   1990 Census   1995 Estimate   2000 Projection

Total Population by Age                 75,781        78,697          80,582            81,746

   0 - 5                                  7.6%          9.2%            9.0%              8.7%
   6 - 13                                10.8%         10.0%           11.1%             11.4%
   14 - 17                                6.3%          4.5%            4.4%              4.9%
   18 - 24                               12.8%         10.4%            8.5%              8.6%
   25 - 34                               16.2%         19.7%           17.7%             14.2%
   35 - 44                               10.2%         14.0%           15.7%             17.0%
   45 - 54                               10.6%          9.3%           10.7%             12.1%
   55 - 64                               11.8%          8.9%            8.3%              8.5%
   65 - 74                               13.6%          8.3%            8.2%              7.7%
   75 - 84                               --             4.5%            5.0%              5.2%
   85 +                                  --             1.1%            1.3%              1.6%

Female Population by Age                39,617        40,524          41,454            42,018

   0 - 5                                  6.9%          8.6%            8.6%              8.3%
   6 - 13                                 9.9%          9.2%           10.3%             10.8%
   14 - 17                                6.1%          4.5%            4.1%              4.5%
   18 - 24                               12.6%         10.2%            8.1%              7.9%
   25 - 34                               15.7%         18.8%           17.2%             13.8%
   35 - 44                                9.9%         13.6%           15.2%             16.6%
   45 - 54                               10.8%          9.4%           10.7%             12.0%
   55 - 64                               12.4%          9.2%            8.6%              8.9%
   65 - 74                               15.9%          9.5%            9.1%              8.5%
   75 - 84                               --             5.5%            6.2%              6.4%
   85 +                                  --             1.5%            1.9%              2.3%

Male Population by Age                  36,149        38,167          39,109            39,714

   0 - 5                                  8.4%          9.8%            9.5%              9.1%
   6 - 13                                11.8%         10.9%           12.0%             12.2%
   14 - 17                                6.6%          4.6%            4.8%              5.2%
   18 - 24                               13.1%         10.6%            9.0%              9.4%
   25 - 34                               16.8%         20.7%           18.1%             14.5%
   35 - 44                               10.5%         14.4%           16.4%             17.4%
   45 - 54                               10.4%          9.3%           10.6%             12.2%
   55 - 64                               11.2%          8.6%            7.9%              8.1%
   65 - 74                               11.2%          7.0%            7.2%              7.0%
   75 - 84                               --             3.5%            3.7%              3.9%
   85 +                                  --             0.7%            0.8%              1.0%


Area defined by Circle: (40.575493,75.44239): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-4l                                                       Page 1 of 2
mountainville 3 Mile Radius                                              5/23/96
Benchmark = Regional Area Definition                             Detailed Report

             Shopping Center/Total Retail Expenditure Index: 92.1

----------------------------------Demographics----------------------------------

                  Total          Total      Household      Average     Median HH
             Population     Households     Population      HH Size        Income
1995             80,582         32,222         78,967         2.45       $29,990
2000             81,746         32,662         80,131         2.45       $34,303

------------------------------Expenditure Potential-----------------------------
                                      1995
                           Area  Yearly  Growth  Rate
                            Per Household        1.37%
                                Total            1.65%

-------------------------Retail Support Potential (000)-------------------------
                              1995:      3,256 sq. ft.

Product Potential                1995       2000     1995     2000        Yearly    Bench-
Within All Stores               Total      Total    $ Per    $ Per   Growth Rate      mark
                               ($000)     ($000)       HH       HH       Total $     Index
Apparel Store                  29,341     32,739      911     1,002       2.22%      88.9
Appliance Store                 2,439      2,069       76        63      -3.24%      88.7
Auto-Aftermarket Store         48,284     50,194    1,498     1,537       0.78%      89.6
Convenience Store              27,417     28,235      851       864       0.59%      93.9
Dept. Store                    30,466     33,129      946     1,014       1.69%      89.5
Drug Store                     24,390     30,518      757       934       4.58%      96.3
Electronics Store              11,281     14,929      350       457       5.76%      90.1
Fast Food Restaurant Store     28,569     25,432      887       779      -2.30%      92.8
Full Serv Restaurant Store     28,077     24,683      871       756      -2.54%      93.1
Furniture Store                10,814     10,319      336       316      -0.93%      90.4
Grocery Store                 123,353    139,520    3,828     4,272       2.49%      93.7
Hardware Store                  5,361      5,804      166       178       1.60%      90.4
Home Centers Store             26,090     30,598      810       937       3.24%      92.6
Jewelry Store                   4,992      5,151      155       158       0.63%      91.6
Liquor Store                    7,815      7,134      243       218      -1.81%      95.4
Mass Merchandiser Store        41,488     46,511    1,288     1,424       2.31%      91.0
Photo Store                       565        566       18        17       0.01%      91.2
Shoe Store                      5,818      6,874      181       210       3.39%      90.7
Sporting Goods Store            5,202      6,087      161       186       3.19%      90.2
Toy Store                       3,700      3,483      115       107      -1.20%      89.9
Variety Store                   2,385      2,709       74        83       2.57%      91.3


Area defined by Circle: (40.575493,75.44239): 3 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
mountainville 3 Mile Radius                                              5/23/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential                1995       2000     1995     2000        Yearly    Bench-
Within All Stores               Total      Total    $ Per    $ Per   Growth Rate      mark
                               ($000)     ($000)       HH       HH       Total $     Index
Video Store                     1,715      2,872        53       88      10.86%      92.3
                              -------    -------    ------   ------
Total Shopping Center         469,565    509,556    14,573   15,601
All Other Stores              360,156    390,829    11,177   11,966
Total Retail                  829,721    900,385    25,750   27,567


Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.575493,75.44239): 3 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report
CBC - C1750-41                                                       Page 1 of 2
mountainville 5 Mile Radius                                              5/23/96

                                      1980 Census    1990 Census    1995 Estimate    2000 Projection
Total Population                          203,969        207,807          211,701            213,830

   White                                    95.1%          89.9%            87.8%              85.8%
   Black                                     2.2%           3.4%             4.0%               4.5%
   American Indian                           0.1%           0.1%             0.2%               0.2%
   Asian                                     0.6%           1.5%             1.8%               2.0%
   Other                                     2.1%           5.1%             6.3%               7.5%
   Hispanic                                  4.3%           8.6%            10.9%              13.1%

Total Households                           77,764         81,872           83,439             84,284
Household Population                      194,841        197,556          201,454            203,583
Average Household Size                       2.51           2.41             2.41               2.42

Household Income

   $ 0 - 9,999                              28.4%          13.9%            11.5%               9.5%
   $ 10,000 - 14,999                        15.5%           9.1%             8.2%               6.9%
   $ 15,000 - 24,999                        27.7%          19.4%            16.3%              14.0%
   $ 25,000 - 34,999                        16.9%          17.6%            15.9%              14.3%
   $ 35,000 - 49,999                         8.4%          19.8%            19.8%              18.7%
   $ 50,000 - 74,999                         2.3%          13.3%            17.0%              20.0%
   $ 75,000 - 99,999                         0.9%           3.9%             5.9%               7.9%
   $100,000 - 149,999                         --            1.9%             3.6%               6.1%
   $150,000 +                                 --            1.2%             1.7%               2.6%
      Total                                100.0%         100.0%           100.0%             100.0%

Median Household Income ($)                17,222         29,126           33,707             38,946
Aggregate HR Inc ($000)                 1,524,380      2,923,661        3,549,250          4,200,420
Median Family Income ($)                   21,056         35,700           41,315             47,736
Per Capita Income ($)                       7,824         14,799           17,618             20,632

Median Age Total Population                  33.4           34.7             36.1               37.5
Median Age Adult Population                  44.1           42.0             43.5               44.7

Median Age Female Population                 35.9           36.7             38.1               39.5
Median Age Adult Female Population           46.4           44.2             45.5               46.7

Median Age Male Population                   31.1           32.9             34.3               35.6
Median Age Adult Male Population             41.4           39.9             41.5               42.9


Area defined by Circle: (40.575493,75.44239): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC-C1750-41                                                         Page 2 of 2
mountainville 5 Mile Radius                                              5/23/96

                                 1980 Census   1990 Census   1995 Estimate   2000 Projection
Total Population by Age              203,969       207,807         211,701           213,830

   0 - 5                                6.4%          7.7%            7.6%              7.4%
   6 - 13                               9.9%          8.9%            9.6%              9.8%
   14 - 17                              6.2%          4.2%            4.9%              5.1%
   18 - 24                             14.8%         12.5%           10.1%             10.2%
   25 - 34                             15.0%         17.2%           15.9%             13.4%
   35 - 44                              9.9%         13.7%           14.9%             15.7%
   45 - 54                             11.1%          9.4%           10.6%             11.8%
   55 - 64                             12.2%          9.7%            9.1%              9.3%
   65 - 74                             14.5%          9.5%            9.3%              8.9%
   75 - 84                               --           5.5%            6.0%              6.2%
   85 +                                  --           1.7%            1.9%              2.2%

Female Population by Age             106,483       108,301         110,296           111,339

   0 - 5                                5.9%          7.2%            7.1%              6.9%
   6 - 13                               9.2%          8.3%            9.0%              9.2%
   14 - 17                              5.8%          4.0%            4.5%              4.8%
   18 - 24                             13.8%         11.8%            9.4%              9.3%
   25 - 34                             14.4%         16.3%           15.3%             12.9%
   35 - 44                              9.8%         13.2%           14.5%             15.2%
   45 - 54                             11.2%          9.4%           10.5%             11.7%
   55 - 64                             12.7%         10.0%            9.4%              9.6%
   65 - 74                             17.1%         10.6%           10.3%              9.7%
   75 - 84                               --           6.7%            7.5%              7.7%
   85 +                                  --           2.4%            2.7%              3.1%

Male Population by Age                97,469        99,502         101,385           102,489

   0 - 5                                7.0%          8.2%            8.1%              7.8%
   6 - 13                              10.6%          9.6%           10.3%             10.4%
   14 - 17                              6.5%          4.4%            5.3%              5.6%
   18 - 24                             15.8%         13.3%           11.0%             11.2%
   25 - 34                             15.6%         18.1%           16.6%             14.0%
   35 - 44                             10.1%         14.2%           15.5%             16.2%
   45 - 54                             11.0%          9.4%           10.7%             12.0%
   55 - 64                             11.7%          9.4%            8.7%              9.0%
   65 - 74                             11.7%          8.3%            8.3%              8.1%
   75 - 84                              --            4.1%            4.4%              4.6%
   85 +                                 --            0.9%            1.1%              1.2%


Area defined by Circle: (40.575493,75.44239): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
mountainville 5 Mile Radius                                              5/23/96
Benchmark = Regional Area Definition                             Detailed Report

             Shopping Center/Total Retail Expenditure Index: 96.7

----------------------------------Demographics----------------------------------

                  Total          Total      Household      Average     Median HH
             Population     Households     Population      HH Size        Income
1995            211,701         83,439       201,454          2.41       $33,707
2000            213,830         84,284       203,583          2.42       $38,946

------------------------------Expenditure Potential-----------------------------
                                      1995
                           Area  Yearly  Growth  Rate
                            Per Household        1.41%
                                Total            1.61%

-------------------------Retail Support Potential (000)-------------------------
                              1995:      8,851 sq. ft.

Product Potential                1995       2000     1995     2000        Yearly    Bench-
Within All Stores               Total      Total    $ Per    $ Per   Growth Rate      mark
                               ($000)     ($000)       HH       HH       Total $     Index
Apparel Store                 80,957     90,266       970    1,071        2.20%       94.8
Appliance Store                6,683      5,679        80       67       -3.20%       93.9
Auto-Aftermarket Store       134,641    139,872     1,614    1,660        0.77%       96.5
Convenience Store             74,027     76,198       887      904        0.58%       98.0
Dept. Store                   83,614     90,743     1,002    1,077        1.65%       94.8
Drug Store                    67,666     84,474       811    1,002        4.54%      103.2
Electronics Store             30,739     40,528       368      481        5.69%       94.8
Fast Food Restaurant Store    77,784     69,223       932      821       -2.31%       97.6
Full Serv Restaurant Store    76,658     67,494       919      801       -2.51%       98.2
Furniture Store               29,537     27,889       354      331       -1.14%       95.4
Grocery Store                330,120    372,561     3,956    4,420        2.45%       96.8
Hardware Store                14,706     15,945       176      189        1.63%       95.8
Home Centers Store            69,662     81,760       835      970        3.25%       95.5
Jewelry Store                 13,730     14,170       165      168        0.63%       97.3
Liquor Store                  20,724     18,822       248      223       -1.91%       97.7
Mass Merchandiser Store      112,648    126,039     1,350    1,495        2.27%       95.4
Photo Store                    1,547      1,541        19       18       -0.07%       96.3
Shoe Store                    15,950     18,830       191      223        3.38%       96.0
Sporting Goods Store          14,011     16,342       168      194        3.13%       93.8
Toy Store                      9,981      9,393       120      111       -1.21%       93.7
Variety Store                  6,500      7,365        78       87        2.53%       96.1


Area defined by Circle: (40.575493,75.44239): 5 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
mountainville 5 Mile Radius                                              5/23/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential                1995       2000     1995     2000        Yearly    Bench-
Within All Stores               Total      Total    $ Per    $ Per   Growth Rate      mark
                               ($000)     ($000)       HH       HH       Total $     Index
Video Store                    4,637       7,817       56       93        11.01%      96.4
                            ---------  ---------   ------   ------
Total Shopping Center       1,276,523  1,382,953   15,299   16,408
All Other Stores              979,093  1,060,725   11,734   12,585
Total Retail                2,255,616  2,443,678   27,033   28,993


Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.575493,75.44239): 5 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report
CBC-C1750-41                                                         Page 1 of 2
mountainville 7 Mile Radius                                              5/23/96

                                      1980 Census    1990 Census    1995 Estimate    2000 Projection
Total Population                          286,594        298,794          305,466            309,289

   White                                    95.4%          91.0%            89.3%              87.7%
   Black                                     1.9%           2.8%             3.2%               3.6%
   American Indian                           0.1%           0.1%             0.1%               0.2%
   Asian                                     0.6%           1.5%             1.7%               2.0%
   Other                                     2.0%           4.6%             5.6%               6.6%

   Hispanic                                  4.3%           7.8%             9.8%              11.8%

Total Households                          107,384        116,325          118,890            120,324
Household Population                      276,510        286,956          293,627            297,450
Average Household Size                       2.57           2.47             2.47               2.47

Household Income

   $ 0 - 9,999                              26.3%          12.9%            10.7%               8.8%
   $ 10,000 -  14,999                       14.7%           8.5%             7.6%               6.3%
   $ 15,000 -  24,999                       27.8%          18.2%            15.2%              12.9%
   $ 25,000 -  34,999                       18.1%          17.0%            15.1%              13.5%
   $ 35,000 -  49,999                        9.1%          20.0%            19.8%              18.2%
   $ 50,000 -  74,999                        2.8%          14.9%            18.1%              20.6%
   $ 75,000 -  99,999                        1.1%           4.7%             6.9%               9.0%
   $100,000 - 149,999                        --             2.3%             4.4%               7.3%
   $150,000 +                                --             1.5%             2.2%               3.3%
     Total                                 100.0%         100.0%           100.0%             100.0%

Median Household Income ($)                18,232         30,945           35,943             41,625
Aggregate HH Inc ($000)                 2,223,870      4,438,034        5,428,539          6,468,081
Median Family Income ($)                   21,698         37,658           43,740             50,655
Per Capita Income ($)                       8,043         15,466           18,488             21,745

Median Age Total Population                  33.6           35.4             36.9               38.2
Median Age Adult Population                  44.3           42.9             44.4               45.7

Median Age Female Population                 35.7           37.2             38.7               40.2
Median Age Adult Female Population           46.2           44.6             46.1               47.4

Median Age Male Population                   31.6           33.8             35.1               36.2
Median Age Adult Male Population             42.2           41.2             42.7               43.9


Area defined by Circle: (40.575493,75.44239): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
mountainville 7 Mile Radius                                              5/23/96

                                1980 Census    1990 Census    1995 Estimate   2000 Projection
Total Population by Age             286,594        298,794          305,466           309,289

   0 - 5                               6.7%           7.8%             7.6%              7.3%
   6 - 13                             10.4%           9.5%             9.9%              9.8%
   14 - 17                             6.4%           4.5%             4.9%              5.1%
   18 - 24                            13.5%          11.1%             9.8%             10.0%
   25 - 34                            15.0%          16.4%            14.8%             13.0%
   35 - 44                            10.5%          14.4%            15.1%             15.1%
   45 - 54                            11.4%           9.9%            11.4%             12.6%
   55 - 64                            12.3%           9.9%             9.3%              9.8%
   65 - 74                            13.8%           9.5%             9.4%              9.1%
   75 - 84                            --              5.3%             5.9%              6.2%
   85 +                               --              1.6%             1.8%              2.1%

Female Population by Age            149,355        155,978          159,461           161,393

   0 - 5                               6.2%           7.3%             7.1%              6.8%
   6 - 13                              9.8%           8.9%             9.2%              9.2%
   14 - 17                             6.1%           4.3%             4.6%              4.7%
   18 - 24                            12.8%          10.5%             9.1%              9.2%
   25 - 34                            14.5%          15.8%            14.3%             12.5%
   35 - 44                            10.4%          13.9%            14.8%             14.8%
   45 - 54                            11.5%           9.9%            11.3%             12.5%
   55 - 64                            12.8%          10.1%             9.5%             10.0%
   65 - 74                            16.1%          10.5%            10.3%              9.9%
   75 - 84                            --              6.5%             7.2%              7.5%
   85 +                               --              2.3%             2.6%              3.0%

Male Population by Age              137,231        142,817          146,002           147,889

   0 - 5                               7.2%           8.3%             8.1%              7.8%
   6 - 13                             11.1%          10.3%            10.6%             10.4%
   14 - 17                             6.8%           4.7%             5.3%              5.5%
   18 - 24                            14.3%          11.7%            10.5%             10.8%
   25 - 34                            15.5%          17.1%            15.3%             13.5%
   35 - 44                            10.6%          15.0%            15.6%             15.4%
   45 - 54                            11.3%          10.0%            11.6%             12.8%
   55 - 64                            11.9%           9.6%             9.1%              9.5%
   65 - 74                            11.3%           8.4%             8.5%              8.3%
   75 - 84                            --              4.1%             4.4%              4.7%
   85 +                               --              0.9%             1.0%              1.2%


Area defined by Circle: (40.575493,75.44239): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
mountainville 7 Mile Radius                                              5/23/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 99.2

----------------------------------Demographics----------------------------------

                  Total          Total      Household      Average     Median HH
             Population     Households     Population      HH Size        Income
1995            305,466        118,890       293,627          2.47       $35,943
2000            309,289        120,324       297,450          2.47       $41,625

------------------------------Expenditure Potential-----------------------------
                                      1995
                           Area  Yearly  Growth  Rate
                            Per Household        1.41%
                                Total            1.65%

-------------------------Retail Support Potential (000)-------------------------
                              1995:     12,939 sq. ft.

Product Potential                1995       2000     1995     2000        Yearly    Bench-
Within All Stores               Total      Total    $ Per    $ Per   Growth Rate      mark
                               ($000)     ($000)       HH       HH       Total $     Index
Apparel Store                 119,327    133,434    1,004    1,109         2.26%      98.0
Appliance Store                 9,847      8,409       83       70        -3.11%      97.1
Auto-Aftermarket Store        197,634    205,925    1,662    1,711         0.83%      99.4
Convenience Store             107,468    110,893      904      922         0.63%      99.8
Dept. Store                   123,309    134,097    1,037    1,114         1.69%      98.1
Drug Store                     98,091    123,129      825    1,023         4.65%     105.0
Electronics Store              45,174     59,443      380      494         5.64%      97.7
Fast Food Restaurant Store    113,462    101,092      954      840        -2.28%      99.9
Full Serv Restaurant Store    111,679     98,506      939      819        -2.48%     100.4
Furniture Store                43,666     41,248      367      343        -1.13%      98.9
Grocery Store                 478,478    541,106    4,025    4,497         2.49%      98.5
Hardware Store                 21,813     23,674      183      197         1.65%      99.7
Home Centers Store            103,345    121,186      869    1,007         3.24%      99.4
Jewelry Store                  20,300     21,001      171      175         0.68%     101.0
Liquor Store                   30,028     27,239      253      226        -1.93%      99.3
Mass Merchandiser Store       165,233    185,222    1,390    1,539         2.31%      98.2
Photo Store                     2,275      2,264       19       19        -0.10%      99.4
Shoe Store                     23,324     27,612      196      229         3.43%      98.6
Sporting Goods Store           20,596     24,011      173      200         3.12%      96.8
Toy Store                      14,759     13,955      124      116        -1.11%      97.2
Variety Store                   9,539     10,833       80       90         2.58%      99.0


Area defined by Circle: (40.575493,75.44239): 7 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
mountainville 7 Mile Radius                                              5/23/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential                1995        2000     1995     2000        Yearly    Bench-
Within All Stores               Total       Total    $ Per    $ Per   Growth Rate      mark
                               ($000)      ($000)       HH       HH       Total $     Index
Video Store                     6,730      11,359       57       94        11.04%      98.2
                            ---------  ---------   ------   ------
Total Shopping Center       1,866,078   2,025,637   15,696   16,835
All Other Stores            1,431,281   1,553,663   12,039   12,912
Total Retail                3,297,359   3,579,300   27,735   29,747


Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.575493,75.44239): 7 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 1 of 4
Area 1 = mountainville 3 Mile Radius                                     6/11/96
Area 2 = mountainville 5 Mile Radius
Area 3 = mountainville 7 Mile Radius

Description                               Area 1       Area 2       Area 3

Population:

   2000 Projection                        81,746      213,830      309,289
   1995 Estimate                          80,582      211,701      305,466
   1990 Census                            78,697      207,807      298,794
   1980 Census                            75,781      203,969      286,594
   Percent Change, 1980 - 1990               3.8          1.9          4.3
   Percent Change, 1990 - 1995               2.4          1.9          2.2

1995 Population by Race:

   % White                                  81.1         87.8         89.3
   % Black                                   6.4          4.0          3.2
   % American Indian                         0.2          0.2          0.1
   % Asian                                   1.5          1.8          1.7
   % Other                                  10.8          6.3          5.6
   % Hispanic                               17.9         10.9          9.8

1995 Population by Age:

   % 0 - 5                                   9.0          7.6          7.6
   % 6 - 13                                 11.1          9.6          9.9
   % 14 - 17                                 4.4          4.9          4.9
   % 18 - 20                                 3.8          4.4          4.4
   % 21 - 24                                 4.8          5.7          5.4
   % 25 - 34                                17.7         15.9         14.8
   % 35 - 44                                15.7         14.9         15.1
   % 45 - 54                                10.7         10.6         11.4
   % 55 - 64                                 8.3          9.1          9.3
   % 65 - 74                                 8.2          9.3          9.4
   % 75 - 84                                 5.0          6.0          5.9
   % 85 +                                    1.3          1.9          1.8
   Median Age Total Population              34.6         36.1         36.9
   Median Age Adult Population              42.0         43.5         44.4

Households:

   2000 Projection                        32,662       84,284      120,324
   1995 Estimate                          32,222       83,439      118,890
   1990 Census                            31,482       81,872      116,325
   1980 Census                            29,814       77,764      107,384
   Percent Change, 1980 - 1990               5.6          5.3          8.3
   Percent Change, 1990-1995                 2.4          1.9          2.2

1990 Household Population                 77,076      197,556      286,956
1990 Households w/ Children under 18       9,962       23,868       35,862
1990 Households w/ Persons over 65         8,200       24,136       33,955


Area defined by Circle: (40.575493,75.44239): 3 mile(s)
Area defined by Circle: (40.575493,75.44239): 5 mile(s)
Area defined by Circle: (40.575493,75.44239): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 2 of 4
Area 1 = mountainville 3 Mile Radius                                     6/11/96
Area 2 = mountainville 5 Mile Radius
Area 3 = mountainville 7 Mile Radius

Description                                     Area 1       Area 2       Area 3

1990 Family Population                          63,166      162,362      241,725
1990 Nonfamily Population                       13,910       35,194       45,231
1990 Group Quarters Population                   1,615       10,247       11,839

1990 Average Household Size                       2.45         2.41         2.47
1990 Average Family Size                          3.05         2.98         3.00
1990 Family Households                          20,162       53,402       79,209
1990 Nonfamily Households                       11,316       28,465       37,115

1995 Household Income:

   % $ 0 - $ 9,999                                14.0         11.5         10.7
   % $ 10,000 - $ 14,999                           9.3          8.2          7.6
   % $ 15,000 - $ 24,999                          18.2         16.3         15.2
   % $ 25,000 - $ 34,999                          16.2         15.9         15.1
   % $ 35,000 - $ 49,999                          20.5         19.8         19.8
   % $ 50,000 - $ 74,999                          14.7         17.0         18.1
   % $ 75,000 - $ 99,999                           4.1          5.9          6.9
   % $100,000 - $149,999                           2.1          3.6          4.4
   % $150,000 +                                    0.9          1.7          2.2

2000 Median Household Income                  $ 34,303     $ 38,946     $ 41,625
1995 Median Household Income                  $ 29,990     $ 33,707     $ 35,943
1990 Median Household Income                  $ 26,247     $ 29,126     $ 30,945

2000 Average Household Income                 $ 42,178     $ 49,837     $ 53,756
1995 Average Household Income                 $ 36,497     $ 42,537     $ 45,660
1990 Average Household Income                 $ 31,262     $ 35,889     $ 38,302

2000 Per Capita Income                        $ 17,192     $ 20,632     $ 21,745
1995 Per Capita Income                        $ 14,892     $ 17,618     $ 18,488
1990 Per Capita Income                        $ 12,728     $ 14,799     $ 15,466

2000 Median Family Income                     $ 41,875     $ 47,736     $ 50,655
1995 Median Family Income                     $ 36,610     $ 41,315     $ 43,740
1990 Median Family Income                     $ 32,041     $ 35,700     $ 37,658

1990 Average Family Income                    $ 36,150     $ 42,553     $ 45,010


Area defined by Circle: (40.575493,75.44239): 3 mile(s)
Area defined by Circle: (40.575493,75.44239): 5 mile(s)
Area defined by Circle: (40.575493,75.44239): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 3 of 4
Area 1 = mountainville 3 Mile Radius                                     6/11/96
Area 2 = mountainville 5 Mile Radius
Area 3 = mountainville 7 Mile Radius

Description                                   Area 1      Area 2       Area 3

1990 Housing Unit Counts:

   Total Units                                33,721      86,650      122,163
    Occupied Units                            31,482      81,872      116,325
      Owner Occupied                          18,006      50,564       76,736
      Renter Occupied                         13,482      31,303       39,589
    Vacant Units                               2,239       4,778        5,838
      Year Round                               2,117       4,540        5,534
      Seasonal                                   121         235          304

1990 Housing Unit Percents:

   % Occupied of Total Units                    93.4        94.5         95.2
     % Owner Units of Occupied Units            57.2        61.8         66.0
     % Renter Units of Occupied Units           42.8        38.2         34.0
   % Vacant of Total Units                       6.6         5.5          4.8
     % Year Round of Vacant Units               94.6        95.0         94.8
     % Seasonal of Vacant Units                  5.4         4.9          5.2
   % Condominiums of Total Units                 0.3         0.7          1.1

1990 Condominiums:

   Total Condominium Units                        85         592        1,333
    % Owner Occupied                             9.4        31.6         52.2
    % Renter Occupied                           90.6        58.3         38.8
    % Vacant                                     0.0        10.1          9.0

1990 Units in Structure:

   % 1, Detached                                27.9        35.1         41.9
   % 1, Attached                                33.3        30.0         27.7
   % 2                                           7.3         6.8          5.7
   % 3 - 9                                      17.6        14.1         12.1
   % 10 - 49                                     9.3         9.1          7.9
   % 50 +                                        3.4         3.5          3.0
   % Mobile Homes                                0.4         0.4          0.8
   % Other                                       0.9         1.0          1.0

1990 Median Home Value                     $  78,587   $  88,818   $   94,693
1990 Median Contract Rent                  $     366   $     393   $      392


Area defined by Circle: (40.575493,75.44239): 3 mile(s)
Area defined by Circle: (40.575493,75.44239): 5 mile(s)
Area defined by Circle: (40.575493,75.44239): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 4 of 4
Area 1 = mountainville 3 Mile Radius                                     6/11/96
Area 2 = mountainville 5 Mile Radius
Area 1 = mountainville 7 Mile Radius

Description                                         Area 1     Area 2    Area 3

1995 Total Employed                                 33,231     94,615   122,247
1995 Socio-Economic Measure                             38         47        52

1990 Occupation:

   Total Civil Labor Force                          40,326    105,433   150,667
    % Unemployed                                       6.2        5.4       5.0

   Total Employed                                   37,818     99,729   143,085
    % White Collar                                    52.2       57.7      59.0
      % Executive & Managerial                         7.9        9.9      10.8
      % Professional Specialty                        11.3       14.6      15.1
      % Technical Support                              4.3        4.3       4.1
      % Administrative Support                        17.7       17.5      17.4
      % Sales                                         11.0       11.4      11.6
    % Blue Collar                                     32.6       28.2      27.3
      % Precision Production, Craft & Repair          11.6       10.9      10.6
      % Machine Operators                             11.0        9.0       8.6
      % Transportation & Material Moving               4.4        3.9       3.8
      % Laborers                                       5.6        4.4       4.3
    % Farming, Forestry & Fishing                      0.7        0.7       0.7
    % Service: Private Household                       0.3        0.2       0.2
    % Service: Protective                              1.6        1.5       1.5
    % Service: Other                                  12.7       11.8      11.2

1990 Educational Attainment (Age 25 & Over):

   % Less than Grade 9                                12.4       10.8      10.1
   % Grade 9-12 (No Diploma)                          20.0       17.3      16.6
   % High School Graduate or Equivalency              36.4       35.0      34.8
   % Some College (No Degree)                         12.2       12.7      12.6
   % Associate Degree                                  5.6        5.8       6.0
   % Bachelor Degree                                   8.9       11.8      12.4
   % Graduate or Professional Degree                   4.4        6.7       7.5


Area defined by Circle: (40.575493,75.44239): 3 mile(s)
Area defined by Circle: (40.575493,75.44239): 5 mile(s)
Area defined by Circle: (40.575493,75.44239): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

================================================================================
                                                            ADDENDUM F RENT ROLL
--------------------------------------------------------------------------------


                                   ADDENDUM F
                                   RENT ROLL


--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                  Detail Rent Roll                                                 Page: 67
                                                    MOUNTAINVILLE                                            Date: 05/14/96
Report Date: 05/14/96                                                                                        Time: 14:23:35
---------------------------------------------------------------------------------------------------------------------------
                                     -- Rent Dates --
Suite                                Commence Expire       Square    Monthly    Annual   ---- Cost Recovery -----   Expense
No.    Tenant Name                   Start                 Footage  Base Rent  Rate/SF   Description   Monthly        Stop
---------------------------------------------------------------------------------------------------------------------------
00010  ROSE GARDEN LAUNDRY           10/01/91 06/30/98      1,500    1,062.50    8.50
                                     10/01/91



0001*  C & C ASSOCIATES              03/01/89 02/28/99          0      597.50    0.00
                                     03/01/89

0003*  THE BEER MART                 01/21/92 10/31/97      3,000    2,500.00   10.00
                                     01/21/92



00040  FAMILY DOLLAR STORE           09/19/90 06/30/00      6,689    3,291.67    5.91
                                     09/19/90

0004A  GOLDEN HARVEST RESTURANT      02/15/89 10/31/98      5,000    3,750.00    9.00
                                     02/15/89



00080  NATIONAL AUTO STORES #10      03/01/88 02/28/98      7,476    3,426.50    5.50
                                     03/01/88

00090  CARVEL ICE CREAM              01/01/86 10/31/97      1,500    1,300.00   10.40
                                     01/01/86

00100  KLING'S HANDYMAN              10/01/90 01/31/99     20,000    6,666.67    4.00
                                     10/01/90

00110  COLORTYME                     04/01/87 05/31/99      3,500    2,552.08    8.75
                                     06/01/87



0012*  BENEFICIAL CONSUMER DISCOUNT  06/01/88 05/31/98      2,000    1,666.67   10.00
                                     06/01/88



00130  THRIFT DRUG                   04/23/79 04/30/99     15,808    5,000.00    3.80
                                     04/23/79



00140  WINE & SPIRITS SHOPPE         12/01/79 02/28/96      5,515    2,937.00    6.39
                                     12/01/79

00150  HIS & HER HAIR SHOP           11/01/82 10/31/97      1,305    1,111.60   10.22
                                     11/01/82

00160  VESUVIOS PIZZA                06/01/84 12/31/96      1,808      904.00    6.00
                                     06/01/84

--------------------------------------------------------------------------------------------

Suite                                -----  Other Income ---- --- Future Rent Increases ---
No.    Tenant Name                   Description Monthly       Date     Monthly Amt.  Per SF
--------------------------------------------------------------------------------------------
00010  ROSE GARDEN LAUNDRY           MAINTENANC      62.50    07/01/96    1,125.00      9.00
                                     REAL ESTAT     132.37    07/01/97    1,187.50      9.50
                                                  --------
                                                    194.87

0001*  C & C ASSOCIATES


0003*  THE BEER MART                 MAINTENANC     187.50
                                     REAL ESTAT     264.74
                                                  --------
                                                    452.24

00040  FAMILY DOLLAR STORE                                    07/01/96    3,620.84      6.50


0004A  GOLDEN HARVEST RESTURANT      MAINTENANC     294.85
                                     REAL ESTAT     441.23
                                                  --------
                                                    736.08

00080  NATIONAL AUTO STORES #10      MAINTENANC     338.91


00090  CARVEL ICE CREAM


00100  KLING'S HANDYMAN


00110  COLORTYME                     MAINTENANC     190.84    06/01/96     2,697.92     9.25
                                     REAL ESTAT     308.86
                                                  --------
                                                    499.70

0012*  BENEFICIAL CONSUMER DISCOUNT  MAINTENANC     153.85
                                     REAL ESTAT     171.00
                                                  --------
                                                    324.85

00130  THRIFT DRUG                   MAINTENANC     131.73
                                     CONSTRUCTI    -562.50
                                                  --------
                                                   -430.77

00140  WINE & SPIRITS SHOPPE


00150  HIS & HER HAIR SHOP


00160  VESUVIOS PIZZA                MAINTENANC     106.62

---------------------------------------------------------------------------------------------------------------------------
                                                  Detail Rent Roll                                                 Page: 68
                                                    MOUNTAINVILLE                                            Date: 05/14/96
Report Date: 05/14/96                                                                                        Time: 14:24:48
---------------------------------------------------------------------------------------------------------------------------
                                     -- Rent Dates --
Suite                                Commence Expire       Square    Monthly    Annual   ---- Cost Recovery -----   Expense
No.    Tenant Name                   Start                 Footage  Base Rent  Rate/SF   Description   Monthly        Stop
---------------------------------------------------------------------------------------------------------------------------
00170  ACME MARKETS                  01/01/86 04/30/98     32,200    7,118.00    2.65
                                     01/01/86

00070  BARGAINS GALORE USED FURNITU  07/25/94 01/31/96      3,000    1,750.00    7.00
                                     07/25/94



00050  STUDIO NAILS                  07/12/95 07/31/96      1,500      775.00    6.20
                                     07/12/95



00060 MONTESINO                      04/11/96 04/30/01      1,500    1,250.00   10.00
                                     04/11/96



-------------------------------------------------------------------------------------------------------------------
Total Building                      Occupied Sqft:  99%   113,301    47,659.19                           0.00
                                   Available Sqft:   l%     1,500
                                       Total Sqft:        114,801
===================================================================================================================


--------------------------------------------------------------------------------------------

Suite                                -----  Other Income ---- --- Future Rent Increases ---
No.    Tenant Name                   Description Monthly       Date     Monthly Amt.  Per SF
--------------------------------------------------------------------------------------------
00170  ACME MARKETS                  GROUND REN     833.33


00070  BARGAINS GALORE USED FURNITU  MAINTENANC     212.50
                                     REAL ESTAT     264.74
                                                  --------
                                                    477.24

00050  STUDIO NAILS                  MAINTENANC      93.75    08/01/96       875.00     7.00
                                     REAL ESTAT     132.50
                                                  --------
                                                    226.25

00060 MONTESINO                      MAINTENANC     112.50    05/01/98     1,375.00    11.00
                                     REAL ESTAT     137.50    05/01/01     1,625.00    13.00
                                                  --------
                                                    250.00

-----------------------------------------------------------
Total Building                                    4,009.32


===========================================================

================================================================================
                                                   ADDENDUM G - PRO-JECT REPORTS
--------------------------------------------------------------------------------


                                   ADDENDUM G
                                PRO-JECT REPORTS


--------------------------------------------------------------------------------

                          MOUNTAINVILLE, ALLENTOWN, PA
                            PROJECT DESIGNATOR: 693J
                           REVISION: 6/17/96 @ 18:57
                           PROJECT ASSUMPTIONS REPORT
                              INCLUDING ALL TENANTS
                                 6/19/96 @ 15:56

BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF MOUNTAINVILLE, ALLENTOWN, PA BEGINNING 6/1996 FOR 16 YEARS ON A FISCAL YEAR BASIS


AREA MEASURES
-------------

GLA
1996 VALUE -    114,801
1997 VALUE -    116,801
THEREAFTER - CONSTANT


GROWTH RATES
------------

MRKT
1996 VALUE -      3.00
THEREAFTER - CONSTANT

OPEX
1996 VALUE -      3.00
THEREAFTER - CONSTANT

RETG
1996 VALUE -      3.00
THEREAFTER - CONSTANT

RENT
1996 VALUE -      3.00
THEREAFTER - CONSTANT

MISC
1996 VALUE -      3.00
THEREAFTER - CONSTANT

SALE
1996 VALUE -      3.00
THEREAFTER - CONSTANT

LCNW
1996 VALUE -      4.50
THEREAFTER - CONSTANT

LCRN
1996 VALUE -      2.25
THEREAFTER - CONSTANT

LCBL
+50.0% OF LCNW +50.0% OF LCRN


MARKET RATES
------------

ANCH
1996 VALUE -      5.00
THEREAFTER - GROWING AT GROWTH RATE MRKT

MK07

1996 VALUE -      7.00
THEREAFTER - GROWING AT GROWTH RATE MRKT

MK10
1996 VALUE -     10.00
THEREAFTER - GROWING AT GROWTH RATE MRKT


MISCELLANEOUS INCOMES
---------------------

MISCELLANEOUS
1996 VALUE -     25,170
THEREAFTER - GROWING AT GROWTH RATE MISC


EXPENSES
--------

COMMON AREA MAINT., REFERRED TO AS CAME
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     60,000
THEREAFTER - GROWING AT GROWTH RATE OPEX

INSURANCE     , REFERRED TO AS INSE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     11,000
THEREAFTER - GROWING AT GROWTH RATE OPEX

MANAGEMENT FEE    , REFERRED TO AS MGMT
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE - 0.00
THEREAFTER - CONSTANT

REAL ESTATE TAXES , REFERRED TO AS RETE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     87,470
THEREAFTER - GROWING AT GROWTH RATE RETG

R.E. TAX-ACME     , REFERRED TO AS TAXE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     40,038
THEREAFTER - GROWING AT GROWTH RATE RETG

CAM - RECOVERY    , REFERRED TO AS CAM1
AN INFORMATIONAL EXPENSE
+100.0% OF CAME+100.0% OF INSE
+110.0% OF MGMT

R.E.T. - RECOVERY , REFERRED TO AS RETR
AN INFORMATIONAL EXPENSE
+100.0% OF RETE

R.E.T. - RECVR-ACME   , REFERRED TO AS TAXR
AN INFORMATIONAL EXPENSE
+100.0% OF TAXE

CAM -RECVRY-ACME  , REFERRED TO AS CAMA
AN INFORMATIONAL EXPENSE
+100.0% OF CAME+100.0% OF MGMT

CAM-RECVY-NO INSR., REFERRED TO AS CAM2
AN INFORMATIONAL EXPENSE
+100.0% OF CAME+100.0% OF MGMT

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE -      3.00
THEREAFTER - CONSTANT


MANAGEMENT FEE
--------------

PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
NOT PASSED THROUGH TO TENANTS
1996 VALUE - 2.00
THEREAFTER - CONSTANT


COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 -  0.000% OF TOTAL RENT

STANDARD METHOD #2 -  0.000% OF TOTAL RENT

STANDARD METHOD #3 -  0.000% OF TOTAL RENT

STANDARD METHOD #4 -  0.000% OF TOTAL RENT

STANDARD METHOD #5 -  0.000% OF TOTAL RENT


COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


ALTERATION CALCULATION
----------------------

NONE


ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT
STANDARD METHOD #2 - CASHED OUT
STANDARD METHOD #3 - CASHED OUT
STANDARD METHOD #4 - CASHED OUT
STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL
----------------------------

NONE


CAPITAL EXPENDITURES
--------------------

RESERVES
1996 VALUE -   11,680
THEREAFTER - GROWING AT GROWTH RATE OPEX


PRIMARY CLASSIFICATION CODES
----------------------------

NONE


SECONDARY CLASSIFICATION CODES
------------------------------

NONE


COST CENTERS
------------

  1 - CAM
  2 - RET
  3 - GROUND RENT


SALES VOLUME PROFILE
--------------------

        PERCENT OF    RELATIVE
MONTH  ANNUAL SALES    VOLUME
-----  ------------    ------

JAN       8.33%         1.00
FEB       8.33%         1.00
MAR       8.33%         1.00
APR       8.33%         1.00
MAY       8.33%         1.00
JUN       8.33%         1.00
JUL       8.33%         1.00
AUG       8.33%         1.00
SEP       8.33%         1.00
OCT       8.33%         1.00
NOV       8.33%         1.00
DEC       8.33%         1.00
        ------         -----
TOTALS  100.00%        12.00


GLOBAL RECOVERIES
-----------------

CAM - RECOVERY   , REFERRED TO AS CAM1
ASSIGNED TO COST CENTER    1 - CAM
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH


R.E.T. - RECOVERY , REFERRED TO AS RETR

PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED IN TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM-RECVY-NO INSR., REFERRED TO AS CAM2
ASSIGNED TO COST CENTER     1 - CAM
PRO RATA SHARE RECOVERY OF EXPENSE CAM2
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH


TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET


REFERENCE TENANTS
-----------------

NONE


TENANTS
-------

THERE ARE A TOTAL OF 19 LEASEHOLD TENANT(S):
--------------------------------------------

#  1 - SUITE #00010   , ROSE GARDEN LANDRY
BASE LEASE DATES:     10/1991 TO 6/1998
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:         1,500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     8.50/SF/YR
CHANGING TO -      9.00/SF/YR ON 7/1996
CHANGING TO -      9.50/SF/YR ON 7/1997

PERCENTAGE RENT:
INITIAL SALES -   43.33/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -   128.57/SF/YR
7.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING

GLOBAL RECOVERY RETR

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTNS   INCREASE  FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------   --------  ---------   -----------   -----------
  1       5.00         3        NONE       NONE         YES           NO
  2       5.00         3        NONE       NONE         YES           NO
  3       5.00         3        NONE       NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK10 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#  2 - SUITE #0003    ,  THE BEER MART
BASE LEASE DATES:        1/1992 TO 10/1997
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           3,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    10.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  207.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -    250.00/SF/YR
   3.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTNS   INCREASE  FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------   --------  ---------   -----------   -----------
  1       5.00         3        NONE       NONE         YES           NO
  2       5.00         3        NONE       NONE         YES           NO
  3       5.00         3        NONE       NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK10 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#  3 - SUITE #00040    , FAMILY DOLLAR STOR
BASE LEASE DATES:        9/1990 TO 5/1997
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           6,689
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    5.91/SF/YR
CHANGING TO  -    6.49/SF/YR ON  7/1996

PERCENTAGE RENT:
INITIAL SALES -  120.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
   3.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

R.E.T.- RECOVERY
ASSIGNED TO COST CENTER     2 - RET
PRO RATA SNARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF       76,845

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 1 DATES:       6/1997 TO  6/2000
SQUARE FOOTAGE:       8,689

MINIMUM RENT:
INITIAL RENT -   5.00/SF/YR

PERCENTAGE RENT:

INITIAL SALES -  95.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
   3.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

R.E.T.- RECOVERY
ASSIGNED TO COST CENTER     2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF       76,845

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------   --------  ---------   -----------   -----------
  1       5.00         3        NONE       NONE         YES           NO
  2       5.00         3        NONE       NONE         YES           NO
  3       5.00         3        NONE       NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK07 MULTIPLIED BY  1.000
WITH PERCENTAGE STEPS OF

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#  4 - SUITE #0004A    , GOLDEN HARVEST RST
BASE LEASE DATES:        2/1989 TO 10/1998
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           5,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   9.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -   0.00/SF/YR
THEREAFTER     - GROWING AT     0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------   --------  ---------   -----------   -----------
  1       5.00         3        NONE       NONE         YES           NO
  2       5.00         3        NONE       NONE         YES           NO
  3       5.00         3        NONE       NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK07 MULTIPLIED BY 1.000
WITH PERCENTAGE STEPS OF

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#  5 - SUITE #00080  , NAT'L AUTO STORES
BASE LEASE DATES:     3/1988 TO  2/1998
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:         7,476
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     5.50/SF/YR

PERCENTAGE RENT:
INITIAL SALES  -  192.00/SF/YR
THEREAFTER     - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -    167.00/SF/YR
CHANGING TO        -    200.00/SF/YR ON 4/1998
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

R.E.T. - RECOVERY
ASSIGNED TO COST CENTER      2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA

CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF    37,275

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 1 DATES:       3/1998 TO 2/2003
SQUARE FOOTAGE:       7,476

MINIMUM RENT:
INITIAL RENT -   6.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT - 167.00/SF/YR
CHANGING TO - 200.00/SF/YR ON 4/1998
CHANGING TO - 233.00/SF/YR ON 5/2003
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

R.E.T.- RECOVERY
ASSIGNED TO COST CENTER     2 - RET
PRO RATA SNARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF       37,275

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 2 DATES:       3/2003 TO  2/2008
SQUARE FOOTAGE:       7,476

MINIMUM RENT:
INITIAL RENT -   7.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -    167.00/SF/YR
CHANGING TO        -    200.00/SF/YR ON 4/1998
CHANGING TO        -    233.00/SF/YR ON 5/2003
CHANGING TO        -    258.00/SF/YR ON 5/2008
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

R.E.T.- RECOVERY
ASSIGNED TO COST CENTER     2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR

PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF    37,275

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 3/DATES:      3/2008 TO  2/2013
SQUARE FOOTAGE:      7,476

MINIMUM RENT:
INITIAL RENT -    8.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -    167.00/SF/YR
CHANGING TO        -    200.00/SF/YR ON 4/1998
CHANGING TO        -    233.00/SF/YR ON 5/2003
CHANGING TO        -    258.00/SF/YR ON 5/2008
CHANGING TO        -    300.00/SF/YR ON 5/2013
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

R.E.T. - RECOVERY
ASSIGNED TO COST CENTER         2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF     37,275

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

#  6 - SUITE #00090    , CARVEL ICE CREAM
BASE LEASE DATES:        1/1986 TO 10/1997
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:          1,500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   10.40/SF/YR

PERCENTAGE RENT:
INITIAL SALES -   0.00/SF/YR
THEREAFTER     - GROWING AT     0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

R.E.T. - RECOVERY
ASSIGNED TO COST CENTER      2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF    25,615

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------   --------  ---------   -----------   -----------
  1       5.00         3        NONE       NONE         YES           NO
  2       5.00         3        NONE       NONE         YES           NO
  3       5.00         3        NONE       NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK10 MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#  7 - SUITE #00100  , KLING'S HANDYMAN
BASE LEASE DATES:     10/1990 TO  1/1999
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        20,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     4.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES  -    0.00/SF/YR
THEREAFTER     - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

R.E.T. - RECOVERY
ASSIGNED TO COST CENTER      2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP

AND A BASE AMOUNT OF    34,772

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 1 DATES:      2/1999 TO 1/2004
SQUARE FOOTAGE:      20,000

MINIMUM RENT:
INITIAL RENT -     4.25/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT     0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

R.E.T. - RECOVERY
ASSIGNED TO COST CENTER      2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF      34,772

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 2 DATES:     2/2004 TO  1/2009
SQUARE FOOTAGE:     20,000

MINIMUM RENT:
INITIAL RENT -   4.50/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT     0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

R.E.T. - RECOVERY
ASSIGNED TO COST CENTER      2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF   34,772

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------   --------  ---------   -----------   -----------
  1      20.00         3        NONE       NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE ANCH MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#  8 - SUITE #00110   , COLORTYME
BASE LEASE DATES:       6/1987 TO 5/1999
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          3,500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     9.25/SF/YR

PERCENTAGE RENT:
INITIAL SALES -     0.00/SF/YR
THEREAFTER    - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 1 DATES:      6/1999 TO 5/2004
SQUARE FOOTAGE:       3,500

MINIMUM RENT:
INITIAL RENT -   9.50/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT     0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMl

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------   --------  ---------   -----------   -----------
  1       5.00         3        NONE       NONE         YES           NO
  2       5.00         3        NONE       NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK10 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#  9 - SUITE #0012    , BENEFICIAL CONSUMR
BASE LEASE DATES:       6/1988 TO  5/1998
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          2,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   10.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    0.00/SF/YR
THEREAFTER    - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------   --------  ---------   -----------   -----------
  1       5.00         3        NONE       NONE         YES           NO
  2       5.00         3        NONE       NONE         YES           NO
  3       5.00         3        NONE       NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK10 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#  10 - SUITE #00130   , THRIFT DRUG
BASE LEASE DATES:        4/1979 TO 4/1999
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:          15,808
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   3.80/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  176.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -   126.00/SF/YR
  3.00% OF OVERAGE TO A CEILING OF 164.00/SF/YR
  2.50% OF OVERAGE TO A CEILING OF 202.00/SF/YR
  2.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:

R.E. TAXES
RECAPTURE OF RECOVERIES
ASSIGNED TO COST CENTER         2 - RET
PERCENT OF OVERAGE   -    100.00%
PERCENT OF RECOVERY  -    100.00%
ANNUAL MAXIMUM       -          0
RECOVERY FLOOR       -          0

RECOVERIES:

CAM
ASSIGNED TO COST CENTER    1 - CAM
DIRECT INPUT OF AMOUNTS OR RATES
1996 LEASE YEAR VALUE -  0.10/SF

R.E.T. - RECOVERY
ASSIGNED TO COST CENTER     2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP

AND A BASE AMOUNT OF   32,080

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 1 DATES:        5/1999 TO 4/2004
SQUARE FOOTAGE:        15,808

MINIMUM RENT:
INITIAL RENT -    3.80/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -   126.00/SF/YR
  3.00% OF OVERAGE TO A CEILING OF 164.00/SF/YR
  2.50% OF OVERAGE TO A CEILING OF 202.30/SF/YR
  2.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:

R.E. TAXES
RECAPTURE OF RECOVERIES
ASSIGNED TO COST CENTER        2 - RET
PERCENT OF OVERAGE   -   100.00%
PERCENT OF RECOVERY  -   100.00%
ANNUAL MAXIMUM       -         0
RECOVERY FLOOR       -         0

RECOVERIES:

R.E.T. - RECOVERY
ASSIGNED TO COST CENTER    2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF    32,080

CAM
ASSIGNED TO COST CENTER    1 - CAM
DIRECT INPUT OF AMOUNTS OR RATES
1996 LEASE YEAR VALUE -  0.10/SF

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 2 DATES:       5/2004 TO 4/2009
SQUARE FOOTAGE:       15,808

MINIMUM RENT:
INITIAL RENT -   3.80/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -   126.00/SF/YR
  3.00% OF OVERAGE TO A CEILING OF 164.00/SF/YR
  2.50% OF OVERAGE TO A CEILING OF 202.00/SF/YR
  2.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:

R.E. TAXES

RECAPTURE OF RECOVERIES
ASSIGNED TO COST CENTER         2 - RET
PERCENT OF OVERAGE   -    100.00%
PERCENT OF RECOVERY  -    100.00%
ANNUAL MAXIMUM       -          0
RECOVERY FLOOR       -          0

RECOVERIES:

R.E.T. - RECOVERY
ASSIGNED TO COST CENTER     2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF      32,080

CAM
ASSIGNED TO COST CENTER    1 - CAM
DIRECT INPUT OF AMOUNTS OR RATES
1996 LEASE YEAR VALUE -  0.10/SF

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 3 DATES:        5/2009 TO 4/2014
SQUARE FOOTAGE:        15,808

MINIMUM RENT:
INITIAL RENT -    3.80/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -   126.00/SF/YR
  3.00% OF OVERAGE TO A CEILING OF 164.00/SF/YR
  2.50% OF OVERAGE TO A CEILING OF 202.00/SF/YR
  2.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:

R.E. TAXES
RECAPTURE OF RECOVERIES
ASSIGNED TO COST CENTER        2 - RET
PERCENT OF OVERAGE   -   100.00%
PERCENT OF RECOVERY  -   100.00%
ANNUAL MAXIMUM       -         0
RECOVERY FLOOR       -         0

RECOVERIES:

R.E.T. - RECOVERY
ASSIGNED TO COST CENTER    2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RENT
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF    32,080

CAM
ASSIGNED TO COST CENTER    1 - CAM
DIRECT INPUT OF AMOUNTS OR RATES
1996 LEASE YEAR VALUE -  0.10/SF

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

#  11 - SUITE #00140    , WINE & SPIRITS
BASE LEASE DATES:       3/1996 TO 2/1999
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          5,515
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   6.39/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    0.00/SF/YR
THEREAFTER    - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

R.E.T. - RECOVERY
ASSIGNED TO COST CENTER     2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF     87,470

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 1 DATES:        3/1999 TO 2/2001
SQUARE FOOTAGE:         5,515

MINIMUM RENT:
INITIAL RENT -    6.49/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT     0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

R.E.T. - RECOVERY
ASSIGNED TO COST CENTER     2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF     87,470

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 2 DATES:        3/2001 TO 2/2003
SQUARE FOOTAGE:         5,515

MINIMUM RENT:
INITIAL RENT -    6.58/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT     0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

R.E.T. - RECOVERY
ASSIGNED TO COST CENTER     2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF     87,470

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------   --------  ---------   -----------   -----------
  1       5.00         3        NONE       NONE         YES           NO
  2       5.00         3        NONE       NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK07 MULTIPLIED BY  1.000
WITH PERCENTAGE STEPS OF

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY RETR

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#  12 - SUITE #00160   , VESUVIOS PIZZA
BASE LEASE DATES:        6/1984 TO 12/1996
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           1,808
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   6.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -   72.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

R.E.T. - RECOVERY
ASSIGNED TO COST CENTER     2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF   34,772

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 1 DATES:        1/1997 TO 12/2006
SQUARE FOOTAGE:         1,808

MINIMUM RENT:
INITIAL RENT -    10.00/SF/YR
CHANGING TO  -    11.00/SF/YR ON 7/1999
CHANGING TO  -    12.50/SF/YR ON 1/2002
CHANGING TO  -    14.50/SF/YR ON 7/2004

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT      0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  0.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------   --------  ---------   -----------   -----------
  1       5.00         3        NONE       NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK10 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#  13 - SUITE #00170   , ACME MARKETS
BASE LEASE DATES:        1/1986 TO 4/1998
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:          32,200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   2.96/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  382.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:

R.E. TAXES
RECAPTURE OF RECOVERIES
ASSIGNED TO COST CENTER         2 - RET
PERCENT OF OVERAGE   -    100.00%
PERCENT OF RECOVERY  -    100.00%
ANNUAL MAXIMUM       -          0
RECOVERY FLOOR       -          0

RECOVERIES:

CAM - RECVRY-ACME
ASSIGNED TO COST CENTER    1 - CAM
PRO RATA SHARE RECOVERY OF EXPENSE CAMA
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 1 DATES:       5/1998 TO 4/2003
SQUARE FOOTAGE:       32,200

MINIMUM RENT:
INITIAL RENT -   3.17/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:

R.E. TAXES
RECAPTURE OF RECOVERIES

ASSIGNED TO COST CENTER         2 - RET
PERCENT OF OVERAGE   -    100.00%
PERCENT OF RECOVERY  -    100.00%
ANNUAL MAXIMUM       -          0
RECOVERY FLOOR       -          0

RECOVERIES:

R.E.T. - RECVR-ACME
ASSIGNED TO COST CENTER     2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE TAXR
BASED ON AN ABSOLUTE PERCENTAGE OF 100.00%
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM - RECVRY-ACME
ASSIGNED TO COST CENTER     1 - CAM
PRO RATA SHARE RECOVERY OF EXPENSE CAMA
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 2 DATES:        5/2003 TO 4/2008
SQUARE FOOTAGE:        32,200

MINIMUM RENT:
INITIAL RENT -    2.88/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:

R.E. TAXES
RECAPTURE OF RECOVERIES
ASSIGNED TO COST CENTER        2 - RET
PERCENT OF OVERAGE   -   100.00%
PERCENT OF RECOVERY  -   100.00%
ANNUAL MAXIMUM       -         0
RECOVERY FLOOR       -         0

RECOVERIES:

R.E.T. - RECVR-ACME
ASSIGNED TO COST CENTER     2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE TAXR
BASED ON AN ABSOLUTE PERCENTAGE OF 100.00%
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM - RECVRY-ACME
ASSIGNED TO COST CENTER     1 - CAM
PRO RATA SHARE RECOVERY OF EXPENSE CAMA
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 3 DATES:        5/2008 TO 4/2013
SQUARE FOOTAGE:        32,200

MINIMUM RENT:
INITIAL RENT -    2.95/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:

R.E. TAXES
RECAPTURE OF RECOVERIES
ASSIGNED TO COST CENTER        2 - RET
PERCENT OF OVERAGE   -   100.00%
PERCENT OF RECOVERY  -   100.00%
ANNUAL MAXIMUM       -         0
RECOVERY FLOOR       -         0

RECOVERIES:

R.E.T. - RECVR-ACME
ASSIGNED TO COST CENTER     2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE TAXR
BASED ON AN ABSOLUTE PERCENTAGE OF 100.00%
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM - RECVRY-ACME
ASSIGNED TO COST CENTER     1 - CAM
PRO RATA SHARE RECOVERY OF EXPENSE CAMA
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 4 DATES:        5/2013 TO 4/2018
SQUARE FOOTAGE:        32,200

MINIMUM RENT:
INITIAL RENT -    2.95/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:

R.E. TAXES
RECAPTURE OF RECOVERIES
ASSIGNED TO COST CENTER        2 - RET
PERCENT OF OVERAGE   -   100.00%

PERCENT OF RECOVERY  -   100.00%
ANNUAL MAXIMUM       -         0
RECOVERY FLOOR       -         0

RECOVERIES:

R.E.T. - RECVR-ACME
ASSIGNED TO COST CENTER     2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE TAXR
BASED ON AN ABSOLUTE PERCENTAGE OF 100.00%
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM - RECVRY-ACME
ASSIGNED TO COST CENTER     1 - CAM
PRO RATA SHARE RECOVERY OF EXPENSE CAMA
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

#  14 - SUITE #00070   , BARGAINS GALORE
BASE LEASE DATES:        7/1994 TO  7/1996
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           3,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   7.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    0.00/SF/YR
THEREAFTER    - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

#  15 - SUITE #00050   , STUDIO NAILS
BASE LEASE DATES:        7/1995 TO  7/1996
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           1,500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:

INITIAL RENT -   6.20/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    0.00/SF/YR
THEREAFTER    - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE


OPTION 1 DATES:        8/1996 TO 7/1997
SQUARE FOOTAGE:         1,500

MINIMUM RENT:
INITIAL RENT -    7.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT     0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------   --------  ---------   -----------   -----------
  1       5.00         3        NONE       NONE         YES           NO
  2       5.00         3        NONE       NONE         YES           NO
  3       5.00         3        NONE       NONE         YES           NO


RENEWAL MINIMUM RENT:
MARKET RATE MK10 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#  16 - SUITE #00060   , MONTESINO
BASE LEASE DATES:        4/1996 TO  4/2001
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           1,500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   10.00/SF/YR
CHANGING TO  -   11.00/SF/YR ON 5/1998

PERCENTAGE RENT:
INITIAL SALES -    0.00/SF/YR
THEREAFTER    - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------   --------  ---------   -----------   -----------
  1       5.00         3        NONE       NONE         YES           NO
  2       5.00         3        NONE       NONE         YES           NO
  3       5.00         3        NONE       NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK10 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#  17 - CHICKEN & RIBS
BASE LEASE DATES:        9/1996 TO  8/2006
TYPE OF TENANT:          RETAIL

SQUARE FOOTAGE:           1,500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   10.00/SF/YR
CHANGING TO  -   11.00/SF/YR ON 9/1997
CHANGING TO  -   12.65/SF/YR ON 9/2001

PERCENTAGE RENT:
INITIAL SALES -    0.00/SF/YR
THEREAFTER    - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  GROWTH RATE LCNW
PAYOUT:       CASHED OUT

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------   --------  ---------   -----------   -----------
  1       5.00         3        NONE       NONE         YES           NO
  2       5.00         3        NONE       NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK10 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#  18 - SUITE 00150   , HIS & HER HAIR
BASE LEASE DATES:        11/1982 TO 10/1997
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           1,305
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   10.22/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    0.00/SF/YR
THEREAFTER    - GROWING AT    0.00%

WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

R.E.T. - RECOVERY
ASSIGNED TO COST CENTER     2 - RET
PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF          43,974

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------   --------  ---------   -----------   -----------
  1       5.00         3        NONE       NONE         YES           NO
  2       5.00         3        NONE       NONE         YES           NO
  3       5.00         3        NONE       NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK10 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#  19 - VACANT-BARGINS
BASE LEASE DATES:        2/1997 TO 1/2002
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           3,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   MARKET RATE MK10

PERCENTAGE RENT:
INITIAL SALES -    0.00/SF/YR
THEREAFTER    - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING

GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

COMMISSIONS:  GROWTH RATE LCNW
PAYOUT:       CASHED OUT

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------   --------  ---------   -----------   -----------
  1       5.00         3        NONE       NONE         YES           NO
  2       5.00         3        NONE       NONE         YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE MK10 MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

================================================================================
                                                  ADDENDUM H - ENGAGEMENT LETTER
--------------------------------------------------------------------------------


                                   ADDENDUM H
                               ENGAGEMENT LETTER


--------------------------------------------------------------------------------

                         [Letterhead of CB Commercial]

May 8, 1996


Mr. Josh Kane
Chief Financial Officer
MARK CENTERS TRUST
660 Third Avenue
Kingston, PA 18704

Re:  17 Shopping Centers
     Nationwide

Dear Mr. Kane:

At your request, we are pleased to submit the following proposal to appraise the above referenced properties. The purpose of this assignment is to estimate the market value of the leased fee interest. We understand the appraisal reports are to be used for mortgage underwriting purposes. We also understand that the reports will be used by Mark Centers Trust and Morgan Stanley. The properties are briefly described on attachment "A".

Our complete valuation will be presented in a self contained (narrative) format and will contain a complete description of the property along with pertinent exhibits and photographs together with supporting factual data and analysis necessary to convey our opinion of value. We will value the property based upon the cost, income and market approaches to value, where applicable, correlating our findings into a final value conclusion.

The report will be prepared in conformity with and will be subject to the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Each report will also conform to the Uniform Standards of Professional Appraisal Practice ("USPAP") and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and the Morgan Stanley Capital Appraisal Standards described in Attachment "B".

We assume that there are no major or significant items of deferred maintenance beyond normal wear and tear for properties of their age as of the date of the appraisal which would require the expertise of a professional contractor to estimate the cost of such repairs. If such repairs need to be considered in this appraisal, such estimates are to be provided by a qualified firm hired by you and at no cost to us.

The total fee for the assignment is $68,000 ($4,000 per property) including all travel and related expenses which is due and payable upon delivery of the reports. If we are asked to cancel the assignment within two weeks of our engagement an upset fee equal to 50% will be due and payable. If cancellation occurs between two and three weeks, the upset fee will be equal to 75% and any time after three weeks the full fee will be due and payable.

We will furnish you with three copies of our final report within four to five weeks of our authorization. Authorization occurs upon our receipt of an executed copy of this proposal and our delivery date is contingent upon the timely receipt of all necessary property information, financial statements and detailed lease information. If all requested data and information is not available as of the authorized date, we reserve the right to extend the delivery date by the amount of time it takes to receive the requested information.

May 8,1996
Mr. Kane
Page 2


In order to complete this assignment in a timely manner, we will require the following specific information, if available:

      o     Copy of Ground Lease, if Leasehold
      o     Legal descriptions.
      o     Current rent roll.
      o     Copy of Leases or abstracts
      o     Expense reimbursements on a tenant by tenant basis
      o     Building area calculations and surveys.
      o     Operating statements for the past three full years.
      o     Current year expenses to date.
      o     A copy of the current budget.
      o Copies of any toxic engineering reports dealing with underground tanks, PCB's, asbestos or chemical spills, if available.
      o     A copy of the next fiscal year's budget, if available.
      o A list of major repairs which have recently been made, or are scheduled to be made in the next 18 months.
      o Name and phone number(s) of on-site superintendent(s), or local management firm or trustee for physical inspection.
      o Notice of any pending changes to the rent roll or pertinent information regarding the current status of the tenants.

If we are requested to give court testimony an additional fee will be charged on an hourly basis at $300 per hour for designated MAI-appraisers and $175 for non-designated appraisers. Said hourly billings pertain to court preparation, waiting and travel time, document review and preparation (excludes narrative appraisal report) and all meetings related to court testimony.

The client may provide only complete, final copies of the appraisal report to third parties who shall rely on such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Commercial, or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

In addition to the fee for this assignment, you agree to compensate us at a rate to be mutually agreed to, for any time expended by us should we be required (by subpoena or otherwise) or requested by you, your representatives or other entity to become involved in any litigation or

May 8,1996
Mr. Kane
Page 3


legal proceeding in any way involving this engagement to which we are not a party, the appraisal work we produce or the property which is the subject of this assignment. You also agree to pay, on demand, all reasonable expenses which we incur in connection with any litigation or proceedings including the fees of our attorneys.

You acknowledge that we are being retained hereunder as an independent contractor to perform the services described herein and nothing in this agreement shall be deemed to create any other relationship between us. This assignment will be deemed concluded and the services hereunder completed upon delivery to you of the appraisal report discussed herein.

If these terms are acceptable, please authorize us to proceed by having an officer of the corporation, managing general partner, principal, owner, or a contractually responsible party sign the enclosed copy of this proposal with "Terms and Conditions" and return it to us for our permanent file. Upon receipt of your authorization, we will schedule the necessary personnel to complete the project in a timely manner.

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please do not hesitate to give me a call.

Sincerely,

CB COMMERCIAL REAL ESTATE GROUP, INC.
Appraisal


/s/ Michael R. Pecorino


Michael R. Pecorino, MAI

MRP:jf

cc:   Douglas W. Haney


Enclosure

                                AGREED & ACCEPTED



_____________________________________     ______________________________________
Signature                                 Title


_____________________________________     ______________________________________
Name (type or print)                      Date


Office #: ___________________________     Fax #: _______________________________

                                   ADDENDUM I
                                 QUALIFICATIONS


--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                                 MAGGIE ARGYROS
                               Real Estate Analyst

                      CB Commercial Real Estate Group, Inc.
                        560 Lexington Avenue, 16th Floor
                            New York, New York 10022
                                 (212) 207-6128


                                    EDUCATION

Master of Science in Real Estate, Penn State University, State College, Pennsylvania

Appraisal Institute

      Courses 110, 120, 310, 410, 420

                                  PROFESSIONAL

                               Appraisal Institute

Candidate for MAI designation

                                   EXPERIENCE

Five years of Real Estate Appraisal and Consulting experience throughout the United States, specializing in the New York Metropolitan area.

1991 - 1993     J. Blake and Associates, Inc.              New York, New York
1993 - 1996     The Weitzman Group, Inc.                   New York, New York
1996 - Present  CB Commercial Real Estate Group, Inc.      New York, New York

Assignments include full and partial interest appraisals of all types of real estate including office buildings, shopping centers, industrial facilities, apartment buildings, market studies, and cooperatives and condominiums.


--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                            MICHAEL R. PECORINO, MAI
                     Senior Vice President, Regional Manager

                      CB Commercial Real Estate Group, Inc.
                        560 Lexington Avenue, 20th Floor
                            New York, New York 10022
                                  (212)207-6102

                                   EDUCATIONAL

Real Estate Appraisal and Analysis, New York University, the Real Estate Institute Bachelor of Arts, Geography, Planning, Urban Studies, State University College of New York at Oneonta

Successfully completed all the necessary courses to qualify for the MAI designation.

                             LICENSES/CERTIFICATIONS

Certified General Real Estate Appraiser: State of New York (46000002055) Certified General Real Estate Appraiser: State of New Jersey (RG-01667) Certified General Real Estate Appraiser: State of Pennsylvania (GA-001096-R) Certified General Real Estate Appraiser: State of Connecticut (0000489) Certified General Real Estate Appraiser: State of Maryland (10569)
Certified General Real Estate Appraiser: State of New Jersey (3793) Certified General Real Estate Appraiser: State of Delaware (X10000223) Certified General Real Estate Appraiser: State of Maine (CG00001192) Certified General Real Estate Appraiser: State of Vermont (080-0000168) Certified General Real Estate Appraiser: State of District of Columbia
  (GA00010315)
Licensed Real Estate Broker:  State of New York

                                  PROFESSIONAL

                               Appraisal Institute

Designated Member of the Appraisal Institute (MAI), Certificate No. 7944 Member of the Real Estate Board of New York

                                   EXPERIENCE

Fifteen years of Real Estate Appraisal and Consulting experience throughout the United States specializing in the New York metropolitan area.

1993 - Present  CB Commercial Real Estate Group, Inc.,
                  Appraisal                              New York, New York
1983 - 1993     Cushman & Wakefield, Inc.                New York, New York
1982 - 1983     Joseph J. Blake & Associates, Inc.       New York, New York
1981 - 1982     City of New York - Office of Manhattan
                  Planning                               New York, New York
1980 - 1981     City of Jersey City - Office of the
                  Mayor                                  Jersey City, New Jersey

Assignments include full and partial interest appraisals of office buildings, air rights, commercial lofts, garden apartments, cooperatives, condominiums, townhouses, shopping centers, industrial facilities, residential and office market studies, portfolio valuations and multi-property assignments.


--------------------------------------------------------------------------------

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                               COMPLETE APPRAISAL
                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                        MARTINTOWN PLAZA SHOPPING CENTER
                     NEC of Martintown Road and Knox Avenue
                   North Augusta, Aiken County, South Carolina
                              CB File No. 96-106-2

                                   [CB LOGO]

                          Delivering Solutions Through
                           Local Knowledge Worldwide

                               COMPLETE APPRAISAL
                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                        MARTINTOWN PLAZA SHOPPING CENTER
                     NEC of Martintown Road and Knox Avenue
                   North Augusta, Aiken County, South Carolina
                              CB File No. 96-106-2

                                  DATE OF VALUE

                                  May 23, 1996

                                  PREPARED FOR

                                 Morgan Stanley
                               Morgan Capital Inc.
                                  1585 Broadway
                            New York, New York 10036

                                   PREPARED BY

                                W. Scott Bradford
                           Senior Real Estate Analyst
                                       and
                             Ronald A. Neyhart, MAI
                                Regional Manager

                      CB COMMERCIAL REAL ESTATE GROUP, INC.
                               APPRAISAL SERVICES
                         100 Galleria Parkway, Suite 550
                             Atlanta, Georgia 30339

                           [CB COMMERCIAL LETTERHEAD]

June 7, 1996

Morgan Stanley
Morgan Capital Inc.
1585 Broadway
New York, New York  10036

RE:     Appraisal of
        MARTINTOWN PLAZA SHOPPING CENTER
        NEC of Martintown Road and Knox Avenue
        North Augusta, Aiken County, South Carolina
        CB File No.  96-106-2

Dear Morgan Stanley:

At your request and authorization, CB Commercial Real Estate Group, Inc. has prepared a Complete Appraisal presented in a self-contained appraisal report of the Market Value "as is" of the leasehold interest in the above-referenced real property based on market conditions existing as of May 23, 1996.

The subject property consists of approximately 136,378 gross leaseable square feet of retail shopping center space constructed in 1974 and 1990 as Martintown Plaza Shopping Center on approximately 19.68 acres of land in North Augusta, South Carolina. The property is more fully described, legally and physically, within the enclosed report.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

Based on research and analysis contained in this report, it is estimated that the Market Value "as is" of the leasehold interest in the subject property, as of May 23, 1996, is:

              FOUR MILLION ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS
                                  ($4,125,000)

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, and The Financial Institution Reform, Recovery, and Enforcement Act of 1989 (FIRREA).

June 7, 1996
Page 2

It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CB Commercial Real Estate Group, Inc. can be of further service, please do not hesitate to contact us.

Respectfully Submitted,

CB COMMERCIAL REAL ESTATE GROUP, INC.
APPRAISAL SERVICES

by:


/s/ W. Scott Bradford                     /s/ Ronald A. Neyhart
-----------------------                   -------------------------
W. Scott Bradford                         Ronald A. Neyhart, MAI
Senior Real Estate Analyst                First Vice President, Regional Manager
Georgia Certification No. CG001784        Georgia Certification No. CG000490
South Carolina Temporary Permit Applied For

--------------------------------------------------------------------------------
                                                 CERTIFICATION OF THE APPRAISERS
--------------------------------------------------------------------------------

                         CERTIFICATION OF THE APPRAISERS

We certify that to the best of our knowledge and belief:

      1. The statements of fact contained in this report are true and correct.

      2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

      3. We have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

      4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, such as the approval of a loan.

      5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. In addition, this report conforms to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act (FIRREA).

      6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

      7. The undersigned MAI has completed the requirements of the continuing education program of the Appraisal Institute.

      8. W. Scott Bradford has made a personal inspection of the property that is a subject of this report. Ronald A. Neyhart, MAI has not made a personal inspection of the appraised property.

      9. No one provided professional assistance to the persons signing this report.

      10. The undersigned appraisers have extensive experience in the appraisal/review of similar property types.

      11. W. Scott Bradford is currently certified in the state where the subject is located.


/s/ W. Scott Bradford                   /s/ Ronald A. Neyhart
--------------------------------        ----------------------------------
W. Scott Bradford                       Ronald A. Neyhart, MAI
Senior Real Estate Analyst              First Vice President, Regional Manager
Georgia State Certification             Georgia State Certification No. CG000490
  No. CG001784
South Carolina Temporary Permit
  Applied For

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                             SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------

                               SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                      EXTERIOR VIEW OF THE SUBJECT PROPERTY
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                      EXTERIOR VIEW OF THE SUBJECT PROPERTY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

                            SUMMARY OF SALIENT FACTS

Property Name:                           Martintown Plaza Shopping Center

Location:                                NEC of Martintown Road and Knox Avenue
                                         North Augusta, Aiken County, South
                                         Carolina

Assessor's Parcel Number:                10-051-1-25 & 27

Property Description: The subject property consists of a 136,378 gross leasable square foot neighborhood shopping center, including a 2,500 square foot, freestanding fast food restaurant.

Highest and Best Use

As Though Vacant:                        Commercial development.

As Improved:                             Continued use as a neighborhood
                                         shopping center.

Property Rights Appraised:               Leasehold Interest

Date of Value:                           May 23, 1996

Land Area                                19.68 Acres

Improvements

Building Area (GLA):                     136,378 Square Feet

Year Built:                              1974 and 1990

Condition:                               Average

Anchor Tenants:                          FoodMax            47,982 SF
                                         Belk's             44,000 SF
                                         Revco Drugs         8,450 SF

Estimated Marketing Time:                12 months

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

Financial Indicators

Current Occupancy:                       87.6%

Stabilized Occupancy:                    93%

Estimated Stabilized Expenses:           $205,309, or $1.51 per square foot

Going-In Overall
Capitalization Rate Selected:            10.5%

Terminal Overall Capitalization Rate:    11.0%

Discount Rate:                           12.5%

Valuation

Land Value:                              N/A

Cost Approach:                           N/A

Sales Comparison Approach:               $4,100,000

Income Capitalization Approach:          $4,125,000

Final Value

Conclusion:                              $4,125,000

Per Square Foot:                         $30.25 per SF

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

CERTIFICATION OF THE APPRAISERS................................................i

SUBJECT PHOTOGRAPHS...........................................................ii

SUMMARY OF SALIENT FACTS.....................................................iii

TABLE OF CONTENTS..............................................................v

INTRODUCTION...................................................................1

AREA ANALYSIS..................................................................7

MARKET ANALYSIS...............................................................18

SITE ANALYSIS.................................................................23

IMPROVEMENT ANALYSIS..........................................................26

ZONING........................................................................31

TAX AND ASSESSMENT DATA.......................................................32

HIGHEST AND BEST USE..........................................................33

APPRAISAL METHODOLOGY.........................................................36

SALES COMPARISON APPROACH.....................................................38

INCOME CAPITALIZATION APPROACH................................................43

RECONCILIATION OF VALUE.......................................................68

ASSUMPTIONS AND LIMITING CONDITIONS...........................................70

ADDENDA
    A    Glossary Of Terms
    B    Additional Subject Photographs
    C    Legal Description
    D    Rent Roll
    E    Historical Operating Statements
    F    Comparable Improved Sales
    G    Rent Comparables
    H    Pro-Ject Reports
    I    Qualifications

--------------------------------------------------------------------------------

                                  INTRODUCTION

--------------------------------------------------------------------------------
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

                                  INTRODUCTION

PROPERTY IDENTIFICATION

The subject is located at the northeast corner of Martintown Road and Knox Avenue, in North Augusta, South Carolina. The county assessor's tax identification number is 10-051-1-25 & 27. A legal description is presented in the Addenda.

OWNERSHIP AND PROPERTY HISTORY

The subject is currently owned by Marvin Slomowitz according to a review of Aiken County property records. No transaction involving the subject has occurred within the last three years. There is no known current listing, option, or agreement of sale of the subject.

DATES OF INSPECTION AND VALUATION

The effective date of valuation is May 23, 1996. The site was inspected by W. Scott Bradford on May 23, 1996.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the market value "as is" of the leasehold estate in the subject property, as of the date of inspection, May 23, 1996. Market value is defined as follows:

      Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. (1)

TERMS AND DEFINITIONS

Please refer to the Addenda for a Glossary of the Terms and Definitions that are, and may be used in this appraisal.

INTENDED USE OF REPORT

This appraisal is for mortgage underwriting purposes.

PROPERTY RIGHTS APPRAISED

The value estimated represents the leasehold estate.

APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The following steps were completed by CB Commercial for this assignment:

      1.    Analyzed regional, city, neighborhood, site, and improvement data.

      2.    Inspected the subject and the neighborhood.

      3. Reviewed data regarding taxes, zoning, utilities, easements, and city services.

      4. Considered comparable improved sales, comparable improved building rental information, and comparable site sales. Confirmed data with principals, managers, or real estate agents representing principals, unless otherwise noted.

      5. Analyzed the data to arrive at conclusions via each approach to value used in this report.

      6. Reconciled the results of each approach to value employed into a probable range of market data and finally an estimate of value for the subject, as defined herein.

      7. Estimated a reasonable exposure time associated with the value estimate.

--------
(1) The definition of market value is taken from: The Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, [club]34.42(f), August 24, 1990. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

The subject site and improvement descriptions are based on a personal inspection of the property and a review of the relevant plat maps and site plan. The inspection is not a substitute for thorough engineering studies.

To develop the opinion of value, CB Commercial performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice. This means that no departures from Standard 1 were invoked.

This is a complete appraisal, in the form of a Self-Contained Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Standards of Professional Appraisal Practice. The definitions of Complete Appraisal and Self-Contained Report are found in the Glossary of Terms and Definitions. In a complete appraisal, CB Commercial uses all known applicable approaches to value. The value conclusion reflects all known information about the subject property, market conditions, and available data.

The Self-Contained Report incorporates to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. It also includes thorough descriptions of the subject property and the market for the subject property type.

All data considered significant that was requested for this assignment was received by CB Commercial Real Estate Group, Inc. Appraisal Services.

SPECIAL APPRAISAL INSTRUCTIONS

There were no special appraisal instructions.

MARKETING PERIOD

The marketing period section is divided into reasonable exposure time and reasonable marketing time. Exposure time differs from marketing time. Marketing time is the period required to sell a real property interest at market value during the period immediately after the effective date of the appraisal. Exposure time is always presumed to precede the effective date of the appraisal.

Exposure time is not intended to be a prediction of a date of sale or a one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

      o     statistical information about days on the market
      o     information gathered through sales verification
      o     interviews of market participants.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions.

Reasonable Exposure Time

Exposure time is always presumed to precede the effective date of the appraisal. It is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but adequate, sufficient, and reasonable marketing effort. Exposure time and appraisal conclusion of value are therefore interrelated.

Exposure time is often expressed as a range and is based on direct and indirect market data gathered during the market analysis, sales verifications, interviews with market participants, and other appropriate sources. The amount of time which a property will require to be marketed varies greatly depending on a number of factors including market conditions, listing price, terms of sale offered, and competitive listing inventory.

In addition to considering each of the factors noted above, CB Commercial considered:

      o exposure periods of comparable sales revealed during the course of this appraisal,
      o     the most recent CB Commercial National Investor Survey, and
      o the opinions of local knowledgeable real estate brokers and investors.

Market Conditions

Throughout the Southeast, market conditions for most property types have improved significantly during the past one to two years. In fact, the value of most investment grade property types has increased due to a number of factors. During the early 1990's, the lack of demand for investment properties and the inability of owners to make mortgage payments resulted in numerous foreclosures, or properties deeded back in lieu of foreclosure. Increased listing inventory had a substantial downward influence on property values and the exposure time necessary to generate sales. However, in the last few years, due to the competitive pricing in the market and improving national economic conditions, the number of transactions and active investors increased. These market conditions describe the current market and illustrate how exposure time is correlated with listing inventory, competitive pricing structures, and marketing efforts.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

CB Commercial National Investor Survey

In the most recent issue of the CB Commercial National Investor Survey, published in the First Quarter 1996, CB Commercial surveyed a wide range of investors for property type preferences and specific marketing times. Respondents showed a clear preference for suburban offices, apartments, warehouse/distribution facilities, community shopping centers, neighborhood shopping centers, power centers, and business parks. The surveyed investors ranked neighborhood shopping centers fifth out of 13 property types in terms of preference, as opposed to fourth in the prior survey (Third Quarter 1995). Investors indicated that exposure requirements for investment property generally increased from the previous survey, now about 6.7 months for the subject property type.

Real Estate Broker Surveys

As a third information source, appraisers solicited the opinions of real estate brokers knowledgeable in the subject market and property type. While the majority of individuals surveyed were reluctant to predict an exact exposure time length, generally they estimated an approximate range between 9 and 12 months. All assumed that property would be appropriately priced and marketed. When asked about the subject property specifically, the consensus of opinion was that the subject would receive average recognition in the marketplace under a reasonable plan for pricing and promotion.

Exposure Time Conclusion

In conclusion, based on the foregoing analysis, an exposure time of 12 months is reasonable, defensible, and appropriate. Like the brokers surveyed, CB Commercial assumes that the subject property would have been competitively priced and aggressively promoted regionally.

Reasonable Marketing Time

Reasonable marketing time is the period a prospective investor would forecast to sell the subject property immediately after the date of value, at the value estimated. Anticipated marketing time is essentially a measure of the perceived level of risk associated with the marketability, or liquidity, of the subject as an investment grade property. The sources for this information include those used in estimating the reasonable exposure time, but also an analysis of the anticipated changes in market conditions following the date of appraisal. In other words, the reasonable marketing time is the number of months it will require to sell the subject property from the date of value, into the future.

The reader must understand, however, that the future price for the subject property (at the end of the marketing time) may or may not equal the appraisal estimate. The future price depends

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--------------------------------------------------------------------------------
                                                                    INTRODUCTION
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on unpredictable changes in the physical real estate, demographic and economic trends, real estate markets in general, supply/demand characteristics for the property type, and many other factors.

Based on the premise that present market conditions are the best indicators of future performance, a prudent investor will forecast that, under the conditions described above, the subject property will require a marketing time of approximately 12 months.

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                               [GRAPHIC OMITTED]

                                  Regional Map

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                                                                   AREA ANALYSIS
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                                  AREA ANALYSIS

The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property.

REGIONAL INFLUENCES

Location

The subject is located in the southwestern portion of South Carolina near the state border with Georgia, about 150 miles east of Atlanta, and 70 miles west of Columbia, South Carolina. The four county metropolitan area contains a population of nearly 450,000. The largest city in the metro area is Augusta, Georgia. Augusta is perhaps best known as the home of the Masters Golf Tournament, played yearly at Augusta National Golf Course. In 1995, the event was attended by roughly 220,000 and produced an economic impact of about $104 million to the metro area. The metropolitan area is the second largest in both Georgia and South Carolina, and the area serves a large population providing employment, medical and educational services, and transportation needs. A regional map is presented on the following page. The subject property is located within the North Augusta city limits, in Aiken County, South Carolina.

Physical Features

The MSA is bisected by the Savannah River and is relatively close to the Atlantic Ocean. The area maintains a moderate climate, with an average annual temperature of 64.3 degrees Fahrenheit and relative humidity averaging 71.2%. Annual precipitation averages 44 inches. The area's climate permits year-round business operation, having a demonstrable impact on fuel consumption, construction, and maintenance costs.

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                                                                   AREA ANALYSIS
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Population

As of 1994, the population of the metropolitan area was estimated at 439,385. This figure reflects a 10.7% overall increase from the 1990 census of 396,809. Population growth in the metropolitan area is illustrated on the following table. As noted previously, the subject is located in Aiken County.

================================================================================
                         METROPOLITAN POPULATION TRENDS

------------------------------------------------------------------------------------------------
                                                 1970         1980         1990         1994
------------------------------------------------------------------------------------------------
Population - MSA                               291,063      345,981      396,809      439,385
                                               -------      -------      -------      -------

Richmond County                                162,437      181,692      189,719      204,200
Columbia County                                 22,327       40,118       66,031       77,700
McDuffie County                                 15,276       18,546       20,119       21,200
Aiken County                                    91,023      105,625      120,940      136,285

Population Distribution by Percentage

Richmond County                                  55.8          52.5         47.8         46.5
Columbia County                                   7.7          11.6         16.6         17.7
McDuffie County                                   5.2           5.4          5.1          4.8
Aiken County                                     31.3          30.5         30.5         31.0

Average Annual Increase by Percentage

MSA                                               -             1.9          1.5          2.7
---                                                             ---          ---          ---

Richmond County                                   -             1.2          0.4          1.9
Columbia County                                   -             8.0          6.5          4.4
McDuffie County                                   -             2.1          0.8          1.3
Aiken County                                      -             1.6          1.5          3.2

Source: Augusta Chamber of Commerce and Strategic Mapping, Inc.
================================================================================================

As shown by the previous chart, the MSA experienced population growth of 54,918 residents during the 1970's and an increase of 50,828 during the 1980's. Population growth does seem to be on the increase, given the estimated change between 1990 and 1994. Further, Strategic Mapping, Inc. indicates an anticipated population for the MSA of 485,400 by 1999. This estimate reflects an increase in population of 88,591 residents from the 1990 census, and a percentage change of 22.3%, or 2.3% per year.

The largest population in the metropolitan area is centered within Richmond County, which includes the city of Augusta. The 1994 population estimate for Richmond County is 204,200,

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                                                                   AREA ANALYSIS
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or 46.5% of the MSA total. Aiken, South Carolina is the second most populated county in the MSA with approximately 136,285 residents. As shown, Columbia County has been the fastest growing in the metropolitan area over the past two decades. This trend is expected to continue for the foreseeable future, primarily because of Columbia's proximity to downtown Augusta, and the fact that it is located in the western portion of the metropolitan area. This has been the primary direction of growth for a number of years. As shown, however, as Columbia grows its rate of such is slowing. Further, during the past several years there has been a resurgence of strong growth in Richmond County, and in terms of absolute numbers, this growth exceeded that experienced in Columbia County.

Households and Income

As shown on the following chart, Strategic Mapping, Inc. estimates the metropolitan area's total number of households for 1994 at 159,600. This is an increase of 16,891 or 11.8% from the 1990 census and 44,539 or 38.7% from the 1980 census. Strategic Mapping, Inc. anticipates a continued increase in household formation for the metropolitan area to 160,600 by 1999.

================================================================================
                              HOUSEHOLDS BY COUNTY
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      COUNTY                 1980               1990               1993
--------------------------------------------------------------------------------
Richmond County             59,501               68,784            74,900
Columbia County             12,834               21,790            25,700
McDuffie County              6,270                7,252             7,700
Aiken County                36,456               44,883            51,300
                           -------               ------           -------
TOTAL                      115,061              142,709           159,600
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Source:  Strategic Mapping, Inc. and Augusta Chamber of Commerce
================================================================================

As reported earlier, the primary direction of growth in the area is westerly from the Augusta Central Business District through the northern part of Richmond County and into the rapidly developing eastern section of Columbia County. Geographically, this growth pattern makes sense. Augusta is bounded on the north and east by the Savannah River which has acted as a natural barrier. Land located east of the city tends to be in the flood plain, or it is used for mining and industrial operations. Bush Field, the municipal airport, is also located southeast of the city and Fort Gordon Military Reservation is located on 55,588 acres in the southwestern portion of the MSA. The location of the Fort precludes extensive development in that area.

North Augusta and Aiken are located on the northeast side of the Savannah River in Aiken County, South Carolina. Considerable growth is expected here as well, but not at the rate of Columbia County or the western extreme of Richmond County.

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                                                                   AREA ANALYSIS
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Effective buying income in the metropolitan area is slightly below the average for the United States overall. The following chart illustrates.

================================================================================
                   COMPARISON OF PER CAPITA AND HOUSEHOLD EBI
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                                  PER CAPITA                 HOUSEHOLD
                              1990         1993         1990          1993
--------------------------------------------------------------------------------
Augusta MSA                  $11,699      $13,349      $32,550      $36,871
U.S.                         $13,952      $16,064      $37,735      $43,484
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Source:  Survey of Buying Power, Published by Sales & Marketing Management
================================================================================

Transportation

The area's transportation needs are served by a network of interstate, U.S., state, and local highways, as well as train and bus service. The area also maintains a small airport, Bush Field, located just south of Richmond County in Augusta, Georgia.

The area's major traffic arteries include Interstate 20 which provides direct access to Atlanta, Georgia to the west and Columbia, South Carolina to the east. Interstate 520 (Bobby Jones Expressway) is also available. This highway will eventually encompass a large portion of the metropolitan area, including North Augusta, South Carolina. It currently provides access to the western and southern portions of Richmond County. Other major traffic arteries in this area include U.S. Highway 1 and Highway 78/278 (Gordon Highway).

Bush Municipal Airport, the primary airport in the metropolitan area, is located south of Augusta. It offers 50 flights daily via Delta, ASA, and USAir. Greyhound Lines and Southeastern Stages, Inc., provide national bus service to and from the greater Augusta area. The MSA operates a public bus transit system.

Economy

The labor force for the MSA averaged 201,911 in 1994, and the rate of unemployment was 7%. This unemployment rate compares to the U.S. rate of 6.8% for the same period. By March 1995, the unemployment rate in the area had improved to a level of 6.2%, similar to the U.S. rate of 6.1%.

Non-manufacturing concerns provide the greatest employment in the MSA. The largest employment categories include services, wholesale and retail trade, and government. The Georgia Department of Labor reports the following non-agricultural industry mix for the MSA for August 1994.

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                                                                   AREA ANALYSIS
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================================================================================
INDUSTRY/TOTAL EMPLOYMENT                       NUMBER     PERCENT
--------------------------------------------------------------------------------
Construction                                    11,500       6.1%
Manufacturing                                   44,300      23.5%
Transportation, Communication, Utilities         5,600       3.0%
Wholesale Trade                                  5,100       2.7%
Retail Trade                                    34,600      18.4%
FIRE                                             6,900       3.7%
Services                                        43,200      22.9%
Government                                      37,200      19.7%
                                                ------      -----
Total                                          188,400     100.0%
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Source:  Georgia Department of Labor
================================================================================

Major employers in the MSA include the following:

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                    TWENTY FIVE LARGEST EMPLOYERS OF THE MSA

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        COMPANY NAME                                TYPE          PRODUCT/SERVICE           COUNTY         # OF JOBS
----------------------------------------------------------------------------------------------------------------------
1.  Westinghouse                                    Mfg.          Nuclear Materials         Aiken          15,000
2.  Medical College of Georgia                      Service       University/Medicine       Richmond        6,878
3.  Richmond County School System                   Govt.         Education (K-12)          Richmond        5,725
4.  Veterans Administration Hospital                Service       Hospital/Medicine         Richmond        4,294
5.  Bechtel Savannah River Co., Inc.                Service       Engineering               Aiken           4,000
6.  University Hospital                             Service       Hospital/Medicine         Richmond        3,500
7.  Graniteville Company                            Mfg.          Textiles                  Aiken           3,000
8.  Aiken County School System                      Govt.         Education (K-12)          Aiken           2,600
9.  Fort Gordon (Civilian)                          Military      Signal Corps              Richmond        2,159
10.  Columbia County School System                  Military      Education (K-12)          Columbia        1,838
11.  Gracewood State School & Hospital              Govt.         State Hospital            Richmond        1,530
12.  Owens-Corning Fiberglass                       Mfg.          Fiberglass                Aiken           1,300
13.  Kimberly Clark                                 Mfg.          Pulp Paper                Aiken           1,400
14.  St. Joseph Hospital                            Service       Hospital/Medicine         Richmond        1,300
15.  E-Z-GO/Division of Textron                     Mfg.          Golf Care                 Richmond        1,108
16.  Augusta Regional Medical Center                Service       Hospital/Medicine         Richmond        1,100
17.  Federal Paper Board Co., Inc.                  Mfg.          Bleached Paper Board      Richmond        1,050
18.  Wackenhut Services, Inc.                       Service       Security                  Aiken           1,040
19.  Dwight D. Eisenhower Hospital (Civilian)       Military      Hospital/Medicine         Richmond          802
20.  President Baking Company                       Mfg.          Cookies & Crackers        Richmond          700
21.  Thermal Ceramics                               Mfg.          Refractories              Richmond          650
22.  Club Car                                       Mfg.          Golf Vehicles             Columbia          642
23.  Kendall Company                                Mfg.          Medical Supplies          Richmond          632
24.  John P. King Mfg./Div. Spartan Mills           Mfg.          Textiles                  Richmond          516
25.  Carole Fabrics                                 Mfg.          Custom Draperies          Richmond          479
----------------------------------------------------------------------------------------------------------------------

Note: The Augusta MSA (Metropolitan Statistical Area) is composed of Richmond, Columbia, and McDuffie Counties in Georgia and Aiken County in South Carolina.
* Total employment at Savannah River Site is approximately 22,000 including DOE, Westinghouse & all sub-contractors.
** Total military employment at Fort Gordon is approximately 12,023 including civilian, military, and Eisenhower Hospital.
Source:  Augusta Chamber of Commerce
================================================================================

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                                                                   AREA ANALYSIS
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The economy is somewhat diversified, but many jobs are concentrated in a few industries. While we anticipate the economy will continue to grow at a moderate pace, it will be particularly sensitive to shifts in medical, retail, paper board, military, and nuclear employment. Several of these are discussed below.

Medical

The area is becoming one of the major medical centers of the nation. The area includes 10 hospitals and approximately 6,000 hospital and nursing home beds. Major medical facility expansions include a new professional office building at University Hospital in Columbia County, a $2.4 million expansion of the Medical College of Georgia, a $3.75 million rehabilitation center at University Hospital, a $6.0 million expansion and renovation of Augusta Regional Medical Center, the addition of a magnetic resonance imaging (MRI) unit at Eisenhower Medical Center, and a $13 million residential complex for senior citizens at University Hospital-Augusta Resource Center on Aging. According to the Georgia Department of Industry and Trade, there are approximately 25,000 medical industry employees in Richmond County alone. This number includes medical employees at Dwight D. Eisenhower Army Medical Center, a part of Fort Gordon Military Reservation. Eisenhower is the country's largest Army medical center, with 400 active beds and capacity for 750 beds during wartime and/or major emergencies.

The Medical College of Georgia (MCG) has additional expansion plans along with the adjacent University Hospital. Because of an aging population, evolving technologies, and the continuing trend of capitalization of medical research at medical centers such as the MCG, we believe the trend of continued growth in the medical sector of this economy is likely. It is important to note that the MCG currently has an enrollment of 2,500 students and Augusta's medical employment includes more than 1,500 medical doctors and over 200 dentists.

Retail

Since the recession of the early 1980's, the retail market has expanded rapidly. According to information provided by A.C. Cassella, Director of Economic Development at the Augusta Chamber of Commerce, Augusta has become a retail center for the MSA and surrounding rural areas. The following table summarizes the growth in retail sales between 1989 and 1993.

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                                                                   AREA ANALYSIS
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================================================================================
                            TOTAL RETAIL SALES ($000)
                                    1989-1993
================================================================================
Area              1989          1990         1991           1992         1993
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Richmond Co.   $1,402,121   $1,499,069    $1,663,207    $1,682,805    $1,895,167
Columbia Co.     $146,276     $319,039      $321,045      $338,374      $415,771
McDuffie Co.     $127,912     $127,482      $145,826      $139,748      $170,831
Aiken Co.        $615,815     $656,757      $719,362      $768,170      $867,744
                 --------     --------      --------      --------      --------

Total          $2,292,124   $2,602,347    $2,849,440    $2,929,097    $3,349,513
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Source:  Survey of Buying Power, Published by Sales & Marketing Management
================================================================================

The chart shows that retail sales in this market have grown by 46% over the five year period. Total retail space in the market approximates 6.1 million square feet. The majority of retail space in this area is located in west and south Augusta. These are the locations of the area's largest regional malls which together total 2.3 million square feet. The 447,153 square foot Aiken Mall was constructed in 1989, adding to the area's retail development.

Industrial

Traditionally, heavy industrial land uses have been located on the east side of Augusta. Major employers have been in the chemical, mining, paper products, and textile industries. As is the trend in the U.S. overall, employment has been declining for larger industries and improving for smaller manufacturers and the service sector. The area has been active in soliciting employers from the Northeast and Midwest to relocate to the area.

Military

One of the largest employers in the area is the U.S. Army, located at Fort Gordon. Current employment exceeds 12,000 soldiers and nearly 3,000 civilian employees, down substantially from previous years. As a point of reference, total military and civilian employment at the base in 1991 was 18,500. Further, reductions are not expected. As a matter of fact, the Chamber of Commerce reports that a new unit moved to Fort Gordon in 1994, providing an influx of 800 families. According to the Chamber, fewer than 10% of the military families assigned to Fort Gordon reside on the base.

Many military activities are centered at Fort Gordon. These include the following:

o Fort Gordon serves as the home of the U.S. Army Signal Center, where the latest methods of signal communication, maintenance, repair, training, and instruction are learned by signal personnel in the Army, Navy, Air Force, Marines, and military foreign exchange students.

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                                                                   AREA ANALYSIS
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o Fort Gordon has been designated by the Department of the Army as the information management office of the U.S. Army. The significance of this decision is that all automated data processing publications for the U.S. Army originate with the signal corps. Each year, approximately 30,000 soldiers are trained in the communications skills by the First Battalion and an additional 5,000 by the Second Battalion.

o Fort Gordon is also home of the computer science school for the U.S. Army. This operation had previously been located at Fort Benjamin Harrison.

o During 1988, the $18 million National Science Center was constructed at the McKenna Gate of Fort Gordon. The addition of the National Science Center created approximately 1,000 new jobs and it is expected to act as a catalyst for industries related to the electronics and communications business.

o     Dwight D. Eisenhower Medical Center is also part of the Fort.

All of the above activities insulate Fort Gordon from additional future defense cutbacks. Also, increasingly important is the number of retired military personnel located in the area. There are approximately 35,000 military retirees here. In addition, there are another 25,000+ dependents of these military retirees. Thus, over 60,000 military retirees and their families are living in the area.

Savannah River Site

The Savannah River Site, in Aiken, is a 35-year old plant which manufactures nuclear material for use in nuclear weapons. This facility is the largest employer in the metropolitan area, but 2,000 jobs were eliminated in October, 1993. This resulted from the closing of the "K" reactor. About 600 additional jobs were eliminated during 1994, and 1,700 more were lost in 1995. As stated earlier, current employment at the Savannah River Site is about 22,000, including workers of the Department of Energy, Westinghouse, and multiple subcontractors.

While additional, unannounced employment cuts at SRS are not expected, continued adjustments of various types continue to concern area business leaders. The most recent announcement pertains to planned office construction at the site. The government intends to relocate 2,240 employees from various locations primarily in North Augusta and Aiken, to newly constructed facilities at SRS. The move would vacate about 380,000 square feet of off-site office space.

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                               [GRAPHIC OMITTED]

                                Neighborhood Map

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                                                                   AREA ANALYSIS
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Education

Augusta College, a four-year institution offering undergraduate and graduate degrees, is located in the city, with an enrollment of over 5,230 students. The Medical College of Georgia, with 2,500 students, is also located in Augusta, as is Paine College, a smaller facility with 1,000 students. The Aiken campus of the University of South Carolina has over 2,100 students. Vocational education is available at Augusta Area Vocational and Technical School, which has approximately 5,684 enrolled. Of particular importance, the Medical College of Georgia is the state university system's primary health education and research complex. It employs nearly 7,000 people.

Summary

In summary, the region is the economic focal point of the Central Savannah River Area (CSRA) comprised of 13 counties in Georgia and five in South Carolina. All indicators point toward slow to moderate growth, and the metropolitan area is considered to provide viable location characteristics for virtually all types of well-conceived real estate development. Overall employment was down in 1993 and 1994. This is related to the large number of employees working for only a few large companies, and the fact that a few industries dominate the area economy. Employment growth should resume in the near term along with an improving national economy.

NEIGHBORHOOD INFLUENCES

Location

The subject is located at the northeast corner of Martintown Road and Knox Avenue, within the city limits of North Augusta. The subject's location is approximately two miles northeast of the Augusta Central Business District and is in the main business area of North Augusta.

The neighborhood boundaries are defined as: the Savannah River to the south and west; Interstate 20 to the north; and US Highway 278 to the east. The defined area generally encompasses the city limits of North Augusta.

Accessibility

Accessibility to the neighborhood in general, and the subject property in particular, is considered good. Martintown Road, along which the subject property lies, is the primary north/south roadway in the neighborhood.

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                                                                   AREA ANALYSIS
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The other primary roadways in the neighborhood include Georgia Avenue (US 25) and Knox Avenue, which extend in northerly/southerly directions, while Jefferson Davis Highway and Atomic Drive are the primary east/west roadways. Each of these roadways connects with numerous other roadways and provides convenient access throughout the neighborhood.

Access to the neighborhood is provided by I-20, which is located approximately two miles north of the subject property. This highway extends through the area in a northeasterly/southwesterly direction, and connects with Atlanta to the west and Columbia to the northeast. This highway also provides access to the northern and western portions of Augusta.

The neighborhood also has an adequate secondary roadway system, which augments area access. The roadways in the neighborhood are identified on the Neighborhood Map.

Development

The development of the neighborhood is considered quite varied and diverse and generally consists of a mixture of commercial and residential uses. The neighborhood has a significant level of commercial development, which consists primarily of retail uses, including: shopping centers, franchise restaurants, banking facilities, automobiles sales and service facilities, office buildings, and numerous types of similar free-standing uses. Commercial development is generally located along the primary roadways and is concentrated near the intersection of Martintown Road and Georgia Avenue, and extends to the south. This is the primary business section of North Augusta.

The residential development varies significantly and is located along the primary and secondary roadways. The single-family development is generally located along the secondary roadways, and varies significantly in market orientation. More specifically, the neighborhood has several areas which have very good quality older homes, which are oriented to higher income groups. However, the neighborhood has numerous areas with older homes that are oriented to lower income groups.

The neighborhood has a moderate level of multi-family development, which consists almost exclusively of apartments which were constructed in the early 1970s. These developments are located along the primary and secondary roadways, and most of these properties are in average condition and are oriented to lower-middle income groups. There has been no new multi-family development for several years.

The subjects immediate area is almost exclusively residential. The surrounding residential neighborhoods of Lynnhurst, Hidden Hills (includes a golf course), and Hammond Hills are generally middle- to upper-income areas. Additionally, there are no other shopping center

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                                                                   AREA ANALYSIS
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developments north of the subject, meaning many area shoppers must pass the subject property on the way to the retail concentration near
Atomic/Knox/Martintown roads. This is an important competitive advantage for the subject.

Conclusion and Relevance to the Subject Property

In summary, the neighborhood and the subject property have good accessibility. In addition, the subject is located along one of the primary roadways in the neighborhood and benefits from a good level of traffic flow. The area development generally consists of commercial and residential uses. The subject's use is consistent and complementary with the surrounding area.

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                                                                   MARKETABILITY
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                                 MARKET ANALYSIS

Marketability refers to the posture of the subject property within its marketplace and its ability to be leased, sold, or marketed relative to its competition and current conditions. In this regard, the subject is very competitive relative to other shopping center developments in the submarket.

OVERALL RETAIL TRENDS IN THE AIKEN COUNTY AREA

Development of retail uses in Aiken County have been occurring at a moderate pace, and the vast majority of the area shopping centers were constructed between the late 1970s and late 1980s. Two neighborhood shopping centers were opened in Aiken during 1991, with another constructed near the Aiken Mall in 1995. The newest shopping center in North Augusta is Edgewood Square, which was completed in 1989; however, several centers were renovated and/or expanded during the 1990s. The most recent retails developments in the region have been in the Evans, Georgia (Columbia County) area where much of the new residential construction is occurring. These retail developments were facilitated by good household and population growth, which will be described in the following Demographic Analysis section. Also, functional obsolescence or deferred maintenance at several older centers also contributed to the redevelopment trend.

As discussed in the Regional Influences section, retail sales in the region, and Aiken County in particular, have increased at a moderate, but steady pace. Provided there are no substantial reductions in area employment, we expect this trend to continue.

Demographic Analysis

The next portion of our marketability analysis presents a demographic profile of the area. In this section we analyze the existing demographics and their changing patterns.

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                                                                   MARKETABILITY
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================================================================================
                            NEIGHBORHOOD DEMOGRAPHICS
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                                           1 mile        3 mile          5 mile
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Population
  1995 Estimate                            7,353         49,416         96,430
  1990 Census                              6,588         48,597         96,136
  1990-1995 % Change                       11.6%           1.7%           0.3%

Households
  1995 Estimate                            3,263         19,609         38,837
  1990 Census                              2,910         19,321         38,747
  1990-1995 % Change                       12.1%           1.5%           0.2%

1995 Median Household Income             $31,407        $24,088        $26,879
1995 Average Household Income            $36,665        $33,382        $36,755
1990 Average Home Value                  $58,771        $59,968        $67,493

1990 % College Graduates                   25.4%          20.0%          23.5%
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Source:  Strategic Mapping, Inc.
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

The previous table indicates that population and household formation in the area has been occurring at a moderate, but steady pace. The household income is considered average for the area. The 1990 average home value is similar to the regional median. The data generally indicates the neighborhood is a low to middle-income area with moderate population growth.

Trade Area Analysis

The primary trade area for the subject is the southwestern portion of Aiken County. The subject, as a neighborhood shopping center, generally does not compete with the shopping centers in Augusta or Aiken. A neighborhood shopping center focuses on servicing the needs of the immediate population, and as such, a resident of the neighborhood is not likely to drive outside the area for these goods. There are only two access points to Augusta from the subject neighborhood, and these are bridges that cross the Savannah River. The psychological barrier of the river, and the fact that there are no competitive centers in downtown Augusta, limits the competition from this area. Aiken, the other large city in the area, is a 20 minute drive from the neighborhood.

North Augusta Retail Market

Neighborhood shopping centers are generally meant to serve the retail needs of a very localized market, usually within a two to five mile radius. Within that radius of the subject there are nine centers, including the subject. There are no potential competitors under construction. These nine properties are summarized in the following table.

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                                                                   MARKETABILITY
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================================================================================
                     SUMMARY OF NORTH AUGUSTA RETAIL CENTERS

------------------------------------------------------------------------------------------------------------------
                                  Building    Year    Overall Occ    No. of   Anchors Tenants      Base Rent
 No.    Name & Location             Size      Built     Rate         Stores                         Per SF
------------------------------------------------------------------------------------------------------------------
  1     North Augusta Plaza      255,002      1961/       95%          31     Kmart, Publix,      $9.50 - $12.00
        Martintown @ Knox                     1993                            Hambrick's
  2     Cross Roads Market SC     73,100      1985        96%          10     Kroger              $7.00 - $8.00
        Martintown @ Knox
  3     North Hills SC            83,752      1979/       96%          22     Winn-Dixie,         $6.50 - $8.00
        Martintown @ Hampton                  1988                            Eckerd's
  4     Edgewood Square Georgia  217,332      1989        99%          18     Wal Mart,           $7.50
        @ Edgewood                                                            Bi-Lo Foods
  5     Breckenridge SC           56,600      1973       100%           9     Bi-Lo Foods         $6.50
        Martintown @ Atomic
  6     K Mart Plaza             103,964      1972       100%           3     K Mart              $6.00
        US 78 @ Carpentersville
  7     Lancaster Plaza           77,400      1971        74%           4     Bi-Lo Foods, Revco  $6.00
        GA Hwy 9 @ By-Pass
  8     Triangle Plaza            67,500      1978        88%           8     Piggly - Wiggly     $7.00
        US 25 @ Edgewood
Subj    Martintown Plaza         136,378      1974/       87%          13     FoodMax, Belk's,    $6.00
        Martintown @ Knox                     1990                            Revco
------------------------------------------------------------------------------------------------------------------

Compiled by:  B Commercial Real Estate Group, Inc.
================================================================================

These nine centers exhibit a variety of building quality, condition, and tenant quality. The subject is positioned near the middle to upper end of the local market. Generally, North Augusta Plaza and Edgewood Square are considered superior to the subject overall (better condition and tenant mix). Cross Roads Market and North Hills are considered similar overall, while the remaining centers are considered inferior to the subject.

The strongest competitor in the immediate vicinity of subject is the North Augusta Plaza. This center is located directly across Martintown Road and was expanded and renovated during 1992. It is anchored by K-Mart, Publix, and Blockbuster Video and has good visual appeal. Cross Roads Market, anchored by Kroger supermarket, is also located directly across Martintown Road. Including the subject, almost 500,000 square feet of retail space is located at the intersection of Martintown Road and Know Avenue. This creates a strong retail draw for the immediate subject neighborhood.

Edgewood Square is the most recent shopping center development in the neighborhood and its rapid lease-up indicates that it was well accepted. It has several large anchors and the area's only Wal Mart. It is superior to the subject in terms of condition and tenant mix, but does not have the surrounding residential base available at the subject.

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                                                                   MARKETABILITY
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The remaining five centers are older and have varying levels of deferred maintenance. Most are in need of renovation. Our discussions with area leasing agents and owners indicate no major renovations or new construction is planned for the area.

Subject Marketability

In addition to analyzing the overall, or macro, conditions influencing the subject property, it is also important to consider the specific characteristics of the subject. It is particularly important to address those factors that would be considered by a potential purchaser of the subject.

From a positive standpoint, the subject is located along a primary traffic corridor and has good visibility and position in the market. With respect to its condition, the center was expanded and partially renovated with the addition of FoodMax and 7,825 square feet of local tenant space in 1990. Also, the old Rose's Department Store was renovated for Belk's in 1993 when they were persuaded to move from the North Augusta Plaza center across the street from the subject. Finally, while there are two competing centers in the immediate vicinity of the subject, this serves to create the primary retail concentration in the North Augusta area.

Several negative factors at the subject must also be addressed. First, the subject is on a ground lease. While this has little or no impact on the leasing of the center, it may impact the sale of the property. We were unable to find a recent sale of a shopping center on leased land; however, we did interview several local investors and brokers regarding this issue. The consensus indicated no impact on value provided the remaining lease term was long enough to yield a competitive return on the investment. All indicated that the property would first be analyzed on a direct cap basis with the ground rent included as an expense. If the deal made sense, a discounted cash flow analysis would be used for a more detail study.

A quick analysis indicates that an investor would receive a competitive return on an investment in the subject provided there was at least 30 years remaining on the lease. However, we recognize that some investors would not be interested in purchasing the subject because of the ground lease. This reduced "field of investors" warrants some consideration in the analysis.

A buyer of the subject would be sensitive to the fact that the regional economy relies to a great extent on government (primarily defense spending) and institutions for its basis. Most of the funds from this sector come from outside the area. This is referred to as Base Employment, and reductions in Base Employment usually have a multiplier effect on the entire economy. This segment of the local economy has been under pressure in recent years and has seen several employment reductions. While the area has responded well to these cuts and job

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--------------------------------------------------------------------------------
                                                                   MARKETABILITY
--------------------------------------------------------------------------------

growth has remained positive, additional reductions may damage the economy for the long-term.

Summary

In summary, we believe the North Augusta retail market, and the subject's position in the market, is positive. We expect the subject will continue to experience good market acceptance, provided it is well maintained and up-graded periodically. This will become increasingly important at the subject ages, relative to new competition.

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                              PROPERTY DESCRIPTION

                               [GRAPHIC OMITTED]

                                    SITE MAP

--------------------------------------------------------------------------------
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

                                  SITE ANALYSIS

The Description of the site can be detailed as follows:

Location:                          The subject is located at the northeast
                                   corner of Martintown Road and Knox Avenue.
                                   Ingress and egress to the subject is
                                   available from one curb cut on Martintown
                                   Road and one curb cut on Knox Avenue. A site plan is shown on the facing page.

Assessor's Parcel Number:          10-051-1-25 & 27

Land Area(1)

Gross Land Area:                   19.68 Acres

Net Land Area:                     19.68 Acres

Excess Land:                       None

Outparcels:                        Includes three outparcels, one of which is
                                   developed with a 2,500 square foot fast food restaurant. Because the two unimproved outparcels have been undeveloped for such a long time, we have attributed no additional value to these sites, although they do provide an owner with some upside potential.

Shape and Frontage:                The site is irregular in shape, with actual
                                   street frontage of 1,498 feet along
                                   Martintown Road and Knox Avenue. Furthermore, the site has a reasonable depth relative to its width.

Topography and Drainage:           The site has moderately sloping topography
                                   which generally drains in a southerly
                                   direction. The site is generally at road grade with Martintown Road and Knox Avenue.
                                   Our investigation did not reveal any
                                   significant drainage problems.

Soils: No soils report was provided and it is assumed that soils are adequate for the existing use.
----------
(1) Source: Boundary Survey

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--------------------------------------------------------------------------------
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

Easements:                         A current title report was not provided in
                                   connection with this appraisal. Based on our on site inspection, there are only typical utility and access easements, which do not appear to adversely affect the subject. It is specifically assumed that any easements, restrictions or encroachments that might appear against the title would have no adverse impact on marketability or value.

Covenants, Conditions,             No private deeds or restricting covenants
and Restrictions:                  affecting development, other than zoning and
                                   the covenants, conditions and restrictions associated with the shopping center, were found to affect the site. It is specifically assumed that there is no adverse affect on marketability or value.

Utilities:                         All public utilities are available to the
                                   subject site.

Flood Zone:                        According to maps published by the Federal
                                   Emergency Management Agency (FEMA), the
                                   subject lies within Zone C as indicated on FEMA Community Map Panel 450007 0010D, dated
                                   August 8, 1994. Flood insurance is available.
                                   This zone is described as follows:

                                   FEMA Zone C: "This area has been identified in the community flood insurance study as an area of moderate or minimal hazard from the principal source of flood in the area. However, buildings in this zone could be flooded by severe, concentrated rainfall coupled with inadequate local drainage systems. Local storm water drainage systems are not normally considered in the community's Flood Insurance Study. The failure of a local drainage system creates areas of high flood risk within this rate zone. Flood insurance is available in participating communities but is not required by regulation in this zone."

Environmental Issues:              We were not provided with any environmental
                                   report or site assessment for the subject property. The value estimate rendered in this report is predicated on the assumption that there is no hazardous material on or in the property that would cause a loss in value.
                                   However, CB Commercial is not qualified to detect hazardous waste or toxic materials.
                                   Therefore, we reserve the right to review and revise our valuation conclusions if additional information to the contrary becomes available in the future.

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--------------------------------------------------------------------------------
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

Adjacent Properties

North:                             Vacant land

South:                             NationsBank branch bank, single-family
                                   residential homes

East:                              Single-family residential homes

West: North Augusta Plaza and Cross Road Market shopping centers

Conclusion:                        The subject is a 19.68-acre site which is
                                   accessible via curb cuts from Martintown Road and Knox Avenue. Access appears to be good for the site. Visibility and exposure are also good from Martintown Road and Knox
                                   Avenue as the site is generally at road
                                   grade. The shape of the parcel is irregular and there is no excess land. However, there are three outparcels included, one of which has been developed. The CB Commercial Real
                                   Estate Group, Inc. is aware of no
                                   environmental contamination of the site. In conclusion, from a physical standpoint, the subject site has good utility and is considered adequate for many types of commercial development.

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                                [GRAPHIC OMITTED]

                                   SITE PLAN

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                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

                              IMPROVEMENT ANALYSIS

The subject property consists of approximately 136,378 gross leaseable square feet of retail center improvements, including a 2,500 square foot, freestanding fast food restaurant. Originally built in 1974 and subsequently expanded in 1990, the center is currently 87.6% occupied. The improvements consist of a one-story neighborhood strip center subdivided into 13 tenant bays and a freestanding fast food restaurant as depicted on the facing page floorplan. The following is a description of the improvements based on our physical inspection. The building area is detailed as follows:

=========================================================
                 MARTINTOWN PLAZA
                  BUILDING AREA
---------------------------------------------------------
                            Gross           % of Gross
  Category               Leasable Area     Leasable Area
---------------------------------------------------------
  FoodMax                   47,982            35.2%
  Belk's                    44,000            32.3%
  Revco Drugs                8,450             6.2%
  Local Tenants             33,446            24.5%
  Fast Food Restaurant       2,500             1.8%
                             -----             ---
    Total                  136,378           100.0%
---------------------------------------------------------
Source:  Mark Centers Trust
=========================================================

The subject improvements also have a gross building area of 136,378 square feet. The basic construction features are summarized as follows.

Construction Class                 The class of construction is the basic
                                   subdivision in Marshall Valuation Service(1), dividing all buildings into five basic groups by type of framing (supporting columns and beams), walls, floors, roof structure, and fireproofing. The subject is construction
                                   Class C.

Competitive Rating                 The subject is considered a Class B
                                   building in terms of quality as it is
                                   perceived in the marketplace.

(1) Class C Buildings are characterized by masonry or reinforced concrete (including tilt-up) construction. The walls may be load-bearing, i.e., supporting roof and upper floor loads, or nonbearing with open concrete, steel, or wood columns, bents, or arches supporting the load.

(Source: Marshall Valuation Service)

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--------------------------------------------------------------------------------
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Foundation                         Concrete slab on grade.

Frame                              Steel frame and metal studs.

Floor Construction                 Concrete slab on grade.

Exterior Walls Combination of concrete block, brick and stucco. Entries are glass store fronts with bronze finish anodized aluminum windows.

Roof Cover                         The roof is apparently built up tar and
                                   gravel over the original portion of the
                                   center and a rubber membrane over the more recently constructed section. No specific information about the roof was available, but we have assumed that it is in average to good condition. If additional information to the contrary is provided to the appraiser in the future, we would reserve the right to review and revise our findings and conclusions if necessary.

Exterior Condition                 Average

Elevator/Stair System              None

Interior Partition System          Metal studs with gypsum board cover.

Interior Finishes - Tenant Space   Floors:   A combination of commercial grade
                                             carpet, vinyl tile and ceramic
                                             tile.

                                   Walls:    Painted sheetrock.

                                   Ceilings: Acoustical tile drop ceilings.

                                   Lighting: Mostly recessed fluorescents,
                                             except for some attached
                                             fluorescents.

                                   Summary: The interior finishes are good
                                            throughout the center. None of the
                                            space is unfinished as all of the
                                            suites have been occupied at least
                                            once.

Interior Condition                 Average

HVAC Split heating and cooling system provided by air conditioning compressors mounted on the roof as well as the rear of the building and gas-fired furnaces with individual zone controls and ducted through ceiling registers. We have assumed that these units are in average condition. While tenants are responsible for maintaining the HVAC systems, the landlord could conceivably be required to replace a compressor unit if it fails while a suite was vacant.

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--------------------------------------------------------------------------------
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Electrical                         The electrical system is assumed to be in
                                   good working order and adequate for the
                                   building.

Fire Protection                    The subject property is fully fire
                                   sprinklered. It is assumed that the subject has adequate fire alarm systems, fire exits, fire extinguishers, fire escapes and/or other fire protection measures adequate to meet local fire marshall requirements.

Life Safety and Security           The subject has no special security or
                                   surveillance system.

Plumbing The plumbing system is assumed to be adequate for the proposed subject improvements.

Parking Surface parking is provided for 669 vehicles, including several handicapped spaces. This type of parking is similar to that found in the local comparables. The number of parking spaces does satisfy current zoning requirements for the existing use. Therefore, it is considered to be legally conforming.

Landscaping                        The landscaping is average compared to
                                   competitors.

Tenant Improvements                Building standard tenant improvements include
                                   wall partitions, carpeting, painted walls, suspended acoustical ceilings, hollow core wood doors, etc. All of the subject space has been finished out.

ADA Compliance                     Handicap access appears be available to all
                                   areas of the building. However, we are not qualified to determine compliance with the requirements. Please refer to the specific limiting condition regarding ADA compliance.

Environmental Issues               We were not provided with any environmental
                                   report or site assessment for the subject property. The value estimate rendered in this report is predicated on the assumption that there is no hazardous material on or in the property that would cause a loss in value.
                                   However, CB Commercial is not qualified to detect hazardous waste or toxic materials.
                                   Therefore, we reserve the right to review and revise our valuation conclusions if additional information to the contrary becomes available in the future.

Functional Quality of Space        The interior floor plan is flexible and will
                                   accommodate a variety of tenant layouts. The only observed design problems reported by management is the excessive depth (100 feet) of most of the local tenant bays. By comparison, 60 to 70 feet is a more typical and functional local tenant bay depth.

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--------------------------------------------------------------------------------
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Deferred Maintenance               We have identified no signs of deferred
                                   maintenance during our inspection of the subject, nor have we been provided with any information by Mark Centers Trust or one of their representative indicating any items of deferred maintenance. Therefore, the subject property is assumed to have no deferred maintenance.

Economic Age and Life              The building was erected in 1974 and 1990,
                                   with a weighted average chronological age of 15 years. Based on current condition and considering the renovation which the Belk's space underwent in 1993, appraisers estimate effective age to be approximately 12 years.
                                   According to the Marshall Valuation Service cost guide, buildings of this type and quality have an expected life of 40 years.
                                   Therefore, the remaining economic life
                                   (expected life minus effective age) is
                                   approximately 28 years. While we observed nothing to suggest a different economic life, a capital improvement program could extend life beyond that stated above.

Quality/General Condition          The subject property conforms well with
                                   similar retail buildings in the neighborhood.
                                   The relative quality of construction is good and the aforementioned engineering report indicates that the subject improvements have generally been soundly constructed.

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--------------------------------------------------------------------------------
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

================================================================================
                              IMPROVEMENT RATING
--------------------------------------------------------------------------------
  Category                     Exc.      Good     Average     Fair      Poor
--------------------------------------------------------------------------------
  Appeal/Appearance                                  X
  Construction Class                                 X
  Design                                             X
  Electrical                                         X
  Exterior Condition                                 x
  Exterior Walls                                     X
  Floor Construction                                 X
  Floor Cover                                        X
  Floor to Ceiling Height                            X
  Foundation                                         X
  Frame                                              X
  Functionality/ Floor Plan                          X
  HVAC                                               X
  Interior Condition                                 X
  Interior Partitions                                X
  Landscaping                                        X
  Lighting                                           X
  Parking                                            X
  Plumbing                                           X
  Restrooms                                          X
  Roof Cover                                         X
  Sprinkler System                                   X
  Tenant Improvements                                X
--------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

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                                                                          ZONING
--------------------------------------------------------------------------------

                                     ZONING

The subject's zoning requirements are detailed below.

============================================================================
                            ZONING SUMMARY
----------------------------------------------------------------------------
  Current zoning:          C-3, General Commercial District
  Legally conforming?:     Yes
  Uses permitted:          Commercial, retail, and professional offices.
  Zoning change            Not likely
----------------------------------------------------------------------------
  Category                 Zoning Requirement
----------------------------------------------------------------------------
  Site coverage            N/A
  Front setback            25 feet
  Rear setback             30 feet
  Side yard setbacks       30 feet
  Height limit             45 feet
  Parking                  One space per 200 square feet of net floor area.
----------------------------------------------------------------------------
Source: North Augusta Planning & Zoning Department
Compiled by: CB Commercial Real Estate Group, Inc.
============================================================================

ZONING ANALYSIS AND CONCLUSIONS

The subject improvements appear to be a legally conforming use within the current zoning.

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                                                                    TAX ANALYSIS
--------------------------------------------------------------------------------

                        TAX AND ASSESSMENT DATA

The subject is assessed at 6% of market value as estimated by the Aiken County Tax Assessor's Office. The subject property's tax value summarized below.

================================================================================
                        CURRENT ASSESSMENT AND TAX INFORMATION (1995)

--------------------------------------------------------------------------------------------
                                                       Assessed    Tax Rate       Annual
   Tax ID         Land     Improvements     Total        Value     Per $1,000     Taxes
--------------------------------------------------------------------------------------------
  10-051-1-25    $756,000    $2,744,000    $3,500,000   $210,000     $251.04     $52,718
  10-051-1-27     $99,000      $184,300      $283,300    $16,988     $251.04      $4,265
--------------------------------------------------------------------------------------------
  Totals         $855,000    $2,928,300    $3,783,300   $226,988     $251.04     $56,983
--------------------------------------------------------------------------------------------
Source:  Aiken County Tax Assessor
Compiled by: CB Commercial Real Estate Group, Inc.

================================================================================

The county records indicate that there are no delinquent property taxes. However, county records indicate that the current assessment is under appeal and the property owner has paid only 80% of the tax liability due under the conditions of the appeal.

CB Commercial has concluded that the assessor has slightly underestimated market value based on the market value conclusion of this report. Therefore, it is unlikely that any tax valuation mitigation will be achieved by the current appeal.

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--------------------------------------------------------------------------------
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria that the highest and best use must meet are:

      o    legal permissibility;
      o    physical possibility;
      o    financial feasibility; and,
      o    maximum profitability.

Highest and best use is applied specifically to the use of a site as vacant. It is recognized that in cases where a site has existing improvements, the concluded highest and best use as if vacant may be different from the highest and best use given the existing improvements (as improved). The existing use will continue, however, until the land value, in its highest and best use, exceeds that total value of the property under its existing use plus the cost of removing or altering the existing structure.

Implied in the highest and best use is a recognition of the contribution of a specific use to the community environment or to the community's development goals, in addition to wealth maximization of individual property owners. Also implied is that the conclusion of highest and best use results from the appraiser's judgment and analytical skill, i.e., that the use determined from the analysis represents an opinion, not a fact to be found.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

HIGHEST AND BEST USE AS THOUGH VACANT

Legal Permissibility

The legally permissible uses were discussed in detail in the site analysis and zoning sections of this report. Overall, based on our review of the zoning restrictions and the ground lease, the site is limited to commercial use.

Physical Possibility

The physical characteristics of the subject site were discussed in detail in the site analysis. Overall, a wide range of legally permissible uses would be physically possible.

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--------------------------------------------------------------------------------
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

Financial Feasibility

An analysis of local market conditions provides an indication of the financial feasibility of a given use. The market analysis presented earlier in the report assesses the local market and indicates that there is demand. Therefore, a shopping center is financially feasible.

Maximum Profitability

The final test of highest and best use of the site as though vacant is that the use be maximally productive, yielding the highest land value. In the case of the subject as though vacant, the analysis thus far has indicated that commercial development would be most likely. Given the high probability that commercial use is the highest and best use, this is judged to be a reasonable indication of maximum productivity of the land.

Conclusion: Highest and Best Use As Though Vacant

The concluded highest and best use of the subject as though vacant is that the site be improved with commercial development.

HIGHEST AND BEST USE AS IMPROVED

Legal Permissibility

Overall, it is our opinion that the improvements are within the established guidelines. Further, we were told by the zoning authority that the subject is a legal and conforming use under the zoning ordinance.

Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the improvement analysis section of this report. Overall, the layout and positioning of the improvements is considered functional for commercial use, and the floor plan is considered to be reasonable on a comparison basis. While it would be physically possible for a wide variety of uses, based on the legal restrictions and the design/layout, the improvements would be most functionally utilized for commercial use.

Financial Feasibility

As with the highest and best use of the site as though vacant, the financial feasibility of the site as improved is market derived. Typically, for commercial properties similar to the subject, the test of feasibility is based on the amount of rent that can be generated, less operating

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--------------------------------------------------------------------------------
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

expenses. If a residual amount exists after paying the various expenses, then the land is being put to a productive use.

Maximum Profitability

Similar to the highest and best use of the site as though vacant, the maximum profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use. However, the recipient of the property's productivity greatly determines what actual use maximizes profitability.

Conclusion: Highest and Best Use as Improved

Based on the foregoing discussions, CB Commercial concludes that the highest and best use of the property as improved is consistent with the existing use.

There are no alternative uses of the existing improvements that would produce a higher net income and/or value over time than the current use. The current use is a legally permissible use and appears to represent the highest and best use as improved.

Furthermore, CB Commercial does not believe that conversion of the improvements or demolition is warranted or financially feasible.

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                                   VALUATION

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                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

                              APPRAISAL METHODOLOGY

The appraisal process is defined as an orderly program by which the problem is planned and the data involved is acquired, classified, analyzed and interpreted into an estimate of value. In this process three basic approaches to value are considered: Cost Approach, Sales Comparison Approach, and Income Capitalization Approach. In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

The final step in the appraisal process is reconciliation -- a process by which CB Commercial analyzes alternative conclusions and selects a final value estimate from among two or more indications of value. CB Commercial weighs the relative significance, applicability and defensibility of each approach as it relates to the type of property being appraised.

INCOME CAPITALIZATION APPROACH

The methodology of the Income Capitalization Approach is to determine the income-producing capacity of the property on a stabilized basis by estimating market rent from comparable rentals, making deductions for vacancy and collection losses and building expenses, then capitalizing the net income at a market-derived rate to yield an indication of value. The capitalization rate represents the relationship between net income and value.

Related to the direct capitalization method is the discounted cash flow method. In this method of capitalizing future income to a present value, periodic cash flows (which consist of a net income less capital costs, per period) and a reversion (if any) are estimated and discounted to a present value. The discount rate is determined by analyzing current investor yield requirements for similar investments. Since investors are active in the marketplace for properties similar to the subject, the Income Approach is particularly applicable to the appraisal problem at hand. There is an adequate quality and quantity of income and expense data available to render a reliable and defensible value conclusion. Therefore, this approach has been employed for this assignment.

SALES COMPARISON APPROACH

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison

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--------------------------------------------------------------------------------
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences with the final estimate derived based on the general comparisons.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of atypical conditions affecting the sales price. Through our search of the subject market, we were able to uncover an adequate quality and quantity of sales through which a reliable and defensible indication of value could be concluded. Therefore, this approach has been employed for this assignment.

THE COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

The first step in the Cost Approach is to estimate the land value (at its highest and best use) applicable to the subject. This is usually done through an analysis of comparable land sales. The second step is to estimate the cost of all improvements. Improvement costs are then depreciated to reflect value loss from physical, functional and economic causes. Land value and depreciated improvement costs are then added to indicate a total value. The Cost Approach is not considered to be appropriate for this assignment given the age of the improvements and resulting subjectivity required in quantifying depreciation. In addition, at the instruction of the client, an estimate of the subject site's land value was also not prepared.

--------------------------------------------------------------------------------

================================================================================
                       SUMMARY OF COMPARABLE RETAIL SALES

====================================================================================================================================
Sale                                           Sale   Year   Building  Occupancy                                 Sale Price
No.  Name / Location                           Date   Built  Size (GLA) at Sale    Anchor Tenant    Sale Price       /SF       OAR
====================================================================================================================================
1    Publix @ Fury's Ferry                    12/95    1995    67,455    93%          Publix         $6,025,000    $89.32     9.79 %
     East Side Of Fury's Ferry Road
     Martinez,GA

2    Eastgate Shopping Center                  9/95    1995    75,716    95%          Publix         $6,675,000    $88.16     9.86 %
     Eastgate Drive At Whiskey Road
     Aiken,SC

3    Barnwell Plaza                           01/95    1985    70,725   100%          Wal-Mart,      $2,860,000    $40.44    10.52 %
     Dunbarton Boulevard & Ellington Street                                          Food Lion
     Barnwell,SC

4    Largo Plaza                              09/95    1974    88,480   100%         Media Play,     $3,252,000    $36.75    10.65 %
     Abercorn Street Extension @ Largo                                             Piggly Wiggly
     Savannah,GA

5    Market Place                              5/96    1987   197,787   100%      Wal-Mart,Bi-Lo     $8,350,000    $42.22    10.18 %
     US Hwy 74
     Shelby,NC
------------------------------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial

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--------------------------------------------------------------------------------
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH

The Sales Comparison Approach provides an estimate of market value based on analyzing transactions of similar properties in the market area. The method is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing one with the same utility. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed.

The applicability of this approach is based on the assemblage of similar market sales and offerings for a comparison to the subject. Factors such as changing market conditions over time, location, size, quality, age, condition, and amenities, as well as the terms of the transactions, are all significant variables relating to the relative marketability of the subject property. Any adjustments to the sale price of market sales to provide indications of market value for the subject must be market-derived; thus, the actions of typical buyers and sellers are reflected in the comparison process.

There are various units of comparison available in the evaluation of sales data in this approach. The sale price per square foot is the most commonly used in this approach.

We searched the market for sales that qualify as arm's length transactions between willing and knowledgeable buyers and sellers in order to identify value and price trends. Two shopping center investment sales in the Augusta MSA have been identified. We have supplemented this data with three sales from similar communities in Georgia, South Carolina, and North Carolina. The sales utilized in this analysis are summarized on the facing page table, with their location relative to the subject identified on the following facing page map. In addition, sale summaries and photographs are included in the Addenda.

Adjustment for Ground Lease

Because of the ground lease at the subject, we have made an adjustment for property rights conveyed. The added expense of the ground lease is $24,000 on a stabilized basis. This approximates $0.18 per square foot, which when capitalized at 10.50% yields a value reduction of $1.71 per square foot. We have added an additional $1.25 per square foot for the reduced marketability of the property. This results in a total adjustment for property rights conveyed of approximately $3.00 per square foot. This adjustment has been applied to all the comparables.

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                            [Map: Comparable Sales]

--------------------------------------------------------------------------------
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

Adjustment for Economic Characteristics

The comparable sales generate net operating income that is slightly to substantially higher than the subject on a per square foot basis. The subject has three anchor leases which are at or below the market rental rate, and this accounts for much of the difference. The subject is an investment property and the price an investor will pay is directly related to the current or potential NOI. As our cash flow indicates, the subject's NOI is not projected to increase substantially over a 10 year holding period.

We have calculated the adjustment by subtracting the subject's projected NOI ($3.29/SF) from the NOI of each comparable. We then capitalized the difference by 10.50% to yield an appropriate adjustment. Since we have already made an adjustment for the ground lease payments, we have moderated the calculated adjustment slightly.

DISCUSSION OF COMPARABLE SALES

Sale Number One

Publix @ Fury's Ferry is a neighborhood shopping center located within Martinez, a growing residential suburb of Augusta. This shopping center was built in 1995 and was 93% occupied at the time of sale. It is anchored by a Publix grocery store, which occupies 74% of the center.

The center is similar to the subject in terms of location, size, and anchor tenancy. However, it is superior with respect to age and economic characteristics. Overall, a downward adjustment is necessary.

Sale Number Two

Eastgate Shopping Center is a neighborhood shopping center located in a developing retail area of Aiken, South Carolina. This shopping center was built in 1995 and was 95% occupied at the time of sale. It is anchored by a Publix grocery store, which occupies 74% of the center.

The center is similar to the subject in terms of location, size, and anchor tenancy. However, it is superior with respect to age and economic characteristics. Overall, a downward adjustment is necessary.

Sale Number Three

Barnwell Plaza is a neighborhood shopping center located in Barnwell, South Carolina. This shopping center was built in 1985 and was 100% occupied at the time of sale. It is anchored by Walmart, a Food Lion grocery store, and Revco Drugs, which occupy 91% of the center.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

The center is similar to the subject in terms of age, size, and condition. While it is superior with respect to its anchor tenancy and economic characteristics, it is judged to be inferior based on location. Overall, a downward adjustment is necessary.

Sale Number Four

Largo Plaza is a neighborhood shopping center located in Savannah, Georgia. This shopping center was originally constructed in 1974 and renovated in 1995, at which time Media Play was added to the center in a space previously occupied by a Walmart. It was 100% occupied at the time of sale. It is anchored by Media Play, a Piggly Wiggly grocery store, and Revco Drugs, which occupy 92% of the center.

The center is similar to the subject in terms of age, size, condition, tenancy and location. However, it is slightly superior with respect to its economic characteristics. Overall, a downward adjustment is necessary.

Sale Number Five

Market Place is a community shopping center located in Shelby, North Carolina. This shopping center was built in 1987 and was 100% occupied at the time of sale. It is anchored by Walmart, a Bi-Lo grocery store, Goody's and Revco Drugs, which occupy 85% of the center.

The center is similar to the subject in terms of age and condition. While it is superior with respect to its anchor tenancy, size and economic characteristics, it is judged to be inferior based on location. Overall, a downward adjustment is necessary.

ANALYSIS

Adjustments made to the comparable sales are summarized in the following table.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

================================================================================
                             IMPROVED SALES ANALYSIS
                            SUMMARY OF ADJUSTMENTS (1)

--------------------------------------------------------------------------------------------------------
                                         Sale 1       Sale 2       Sale 3       Sale 4        Sale 6
--------------------------------------------------------------------------------------------------------
  Unadjusted Price/ SF                  $89.32        $88.16       $40.44       $36.75       $42.22
  Property Rights                        -3.00         -3.00        -3.00        -3.00        -3.00
                                        ------        ------       ------       ------       ------
      Subtotal                          $86.32        $85.16       $37.44       $33.75       $39.22
  Financing Terms                         0.00          0.00         0.00         0.00         0.00
                                        ------        ------       ------       ------       ------
      Subtotal                          $86.32        $85.16       $37.44       $33.75       $39.22
  Conditions of Sale                      0.00          0.00         0.00         0.00         0.00
                                        ------        ------       ------       ------       ------
      Subtotal                          $86.32        $85.16       $37.44       $33.75       $39.22
  Market Conditions                       0.00          0.00         0.00         0.00         0.00
                                        ------        ------       ------       ------       ------
      Subtotal                          $86.32        $85.16       $37.44       $33.75       $39.22
  Other Adjustments
      Tenancy                               0%            0%         -10%         -10%          -5%
      Age/Quality/Condition               -15%          -15%           0%           0%           0%
      Size                                  0%            0%           0%           0%          -5%
      Location                              0%            0%         +10%           0%         +10%
      Economic characteristics            -50%          -50%         -20%         -10%         -20%
                                        ------        ------       ------       ------       ------
  Total Other Adjustments                 -65%          -65%         -20%         -20%         -20%
  Value Indication for Subject          $30.21        $29.81       $29.95       $27.00       $31.38
--------------------------------------------------------------------------------------------------------

(1) The adjustment grid summarizes the direction and magnitude of adjustments judged appropriate to the comparable sales. In some cases adjustments may be derived directly from quantifiable data. However, in many instances the adjustments involve judgment of CB Commercial Real Estate Group, Inc.
Source: CB Commercial Real Estate Group, Inc.
================================================================================

SALES COMPARISON APPROACH CONCLUSION

The comparable sales indicate an unadjusted range of $36.75 to $89.32 per gross leasable square foot. In our analysis, we have considered adjustments to these comparables for property rights conveyed, financing terms, conditions of sale, date of sale, age, condition, construction quality, building size, tenancy, location, and overall economic conditions.

Sale Nos. 3, and 4 are considered to be the most comparable transactions. They have significant anchors and represent neighborhood centers which are similar in terms of location, age, size and condition.

After adjustments, the adjusted sale prices indicated for the subject range from $27.00 to $31.38 per square foot, although dropping the high and low end of the range generally suggests an adjusted value of $30 per square foot. Again, primary emphasis was placed on Sale Nos. 3 and 4 as they were judged to be the most similar to the subject in terms of their physical, locational and tenant characteristics. These three sales suggest an adjusted sale price range which generally correlate toward the middle of the range. Therefore, we have estimated a

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

value of $30 per gross leasable square foot of building area. This would suggest the following market value indication for the subject property based on the Sales Comparison Approach.

========================================================
               SALES COMPARISON APPROACH
--------------------------------------------------------
Gross Leasable SF       SP per SF      Indicated Value
--------------------------------------------------------
  136,378 SF        x     $30.00    =    $4,091,340
  Rounded:                               $4,100,000
--------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
========================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                         INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over period of time. The two common valuation techniques associated with the Income Approach are direct capitalization and the discounted cash flow (DCF) analysis.

DIRECT CAPITALIZATION

Direct capitalization is the method used to convert a single year's estimate of income into a value indication. In direct capitalization, a precise allocation between return on and return of capital is not made because investor assumptions or forecasts concerning the holding period, pattern of income, or changes in value of the original investment are not simulated in the method. Direct capitalization is most appropriate when analyzing a stable income stream and in estimating the reversion at the end of a holding period. Using this method, the following sets forth the process:

      1. Estimate the Potential Gross Income (PGI) from all sources that a competent owner should be able to generate from a property based on existing and/or market rents.

      2. Deduct an estimate of Vacancy and Collection Loss (VCL) to arrive at an Effective Gross Income (EGI) estimate.

      3. Deduct operating expenses from the estimate of EGI. The result is an estimate of the stabilized Net Operating Income (NOI).

      4.    Estimate an Overall capitalization rate (Ro, or OAR).

      5. Divide the NOI by Ro, resulting in a value estimate at stabilized occupancy.

      6. Adjust the stabilized value to account for "as is" condition, if applicable.

DISCOUNTED CASH FLOW ANALYSIS

The discounted cash flow (DCF) analysis is a detailed analysis used when the future income is expected to be variant, usually as a result of numerous lease obligations and/or anticipated changes in income and expenses. It is also particularly relevant when institutional buyers are the most likely purchasers of the subject because institutional buyers often place great weight on this analysis. The DCF analysis specifies the quantity, variability, timing, and duration of NOI and cash flow. Selecting the proper yield rate (discount rate) is essential. CB Commercial must consider the target yield sought by investors as well as yields derived from comparable sales and/or market information. The methodology is:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

      1. Estimate the before-tax cash flows for each period of a projected holding period net of any capital expenditures such as leasing expenses and tenant improvements.
      2.    Estimate a discount rate and a terminal overall capitalization rate.
      3. Estimate a selling price, known as the reversion, for the end of the projected holding period.
      4. The cash flows and the reversion are then discounted to a present value estimate.

APPROPRIATE CAPITALIZATION METHOD

A number of factors were considered in evaluating the appropriateness of using the direct capitalization method and/or the DCF technique.

Occupancy Status

If the subject is not at stabilized occupancy, the DCF method is typically the preferred method because it better models the present value impact of lease-up costs on value. If the subject is at stabilized occupancy, the direct capitalization method may be the most applicable.

The subject is currently 87.6% occupied. However, the occupancy rate is projected to exceed 90% within the next few months due to current lease negotiations which are discussed later in this section. Therefore, both the direct capitalization approach and DCF model are considered to be applicable.

Lease Structure

Consideration is given to the subject's existing lease structure. Where the subject's lease structure generally reflects market terms, direct capitalization may be appropriate. Discounted cash flow analysis may also be relevant depending on typical buyer preferences. Conversely, the usefulness of a direct capitalization analysis may be limited in instances where the subject includes leases having a variety of rent levels, rent escalation structures, or differing expense treatments.

The existing lease parameters generally reflect market terms on average for the existing tenants. Implicit investor assumptions therefore may behave as the market would expect. While the direct capitalization analysis would likely be the preferred methodology, a DCF model is still often utilized by some investors.

Above-Market or Below-Market Rent

If the subject's rent structure reflects general market levels, both direct capitalization and DCF analysis may be relevant. When average rent is above or below market, however, the Income Approach requires an appropriate adjustment for the present value of the market/contract

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

difference. Reliability of the direct capitalization method becomes more limited as the average rent level becomes more complicated. Discounted cash flow methodology is favored when adjustments become overly subjective or difficult to discern.

The subject's lease structure includes terms that generally reflect market conditions. Therefore, the direct capitalization analysis is the preferred method.

Typical Buyer Behavior

Selection of the appropriate methodology also depends upon the behavior of typical buyers of the subject's property type within the local market. Based on discussions with market participants, the direct capitalization analysis is the definite choice as the appropriate methodology. However, a discounted cash flow model can also be used to incorporate projected fluctuations in market rents, expenses, turnover, etc. Furthermore, when utilizing a DCF model, investors will often check whether the implied capitalization rate falls within an expected range by dividing the first year net operating income into the estimated value.

Appraisal Instructions

No specific instructions were given for this assignment.

Conclusion

As a result of considering the foregoing factors, both the DCF technique and the income capitalization technique are employed in this appraisal.

ESTIMATE OF MARKET RENT

Rent analysis typically involves both a study of market (comparable) rentals and the subject's existing rents. Market rent is the rent that a property would most probably command in the open market; indicated by the current rents paid and asked for comparable space.

SUMMARY OF COMPARABLE RENTALS

CB Commercial has searched the immediate subject neighborhood for competitive properties and lease transactions for comparison to the subject. We have identified four shopping centers in the immediate subject area which are comparable to the subject. The selected comparable rentals are summarized in the facing page chart, with their location relative to the subject shown on the following facing page map. In addition, photographs and detailed summary sheets of each comparable are included in the Addenda.

--------------------------------------------------------------------------------

================================================================================
                      SUMMARY OF COMPARABLE RETAIL RENTALS

====================================================================================================================================
Sale                              Building     Year      Local    Overall                                                  Base
No.   Name / Location             Size (GLA)   Built   Occupancy Occupancy    Anchor Tenant             TI/SF            Rent/SF
====================================================================================================================================
1     North Augusta Plaza           255,002     1993     82.4%     95.1%       Kmart,Publix        $0.50 - $1 .00/SF     $9.50 -
      Martintown At Knox                                                                                                 $12.00
      North Augusta,SC

2     Cross Roads Market             73,100     1985     91.0%     96.3%          Kroger           $0.50 - $1 .00/SF     $7.00 -
      Martintown At Knox                                                                                                 $8.00
      North Augusta,SC

3     North Hills Shopping Center    83,752     1979     92.4%     96.4%    Winn-Dixie,Eckerd's  Negotiable ($0 on rnwl) $6.50 to
      401 Martintown Road                                                                                                $8.00
      North Augusta,SC

4     Edgewood Square               217,332     1989     96.7%     99.5%    Bi-Lo Foods,Goody's      $0.50- $1.00/SF     $7.50
      Georgia At Edgewood
      North Augusta,SC
------------------------------------------------------------------------------------------------------------------------------------
  Compiled by: CB Commercial

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF COMPARABLE RENTALS

Comparable Rental Number One

North Augusta Plaza is a community shopping center located across Martintown Road from the subject property. It is similar to the subject property based on its location, age, and condition. However, it is considered to be superior based on size, occupancy rate and tenant mix, which includes K-Mart, Publix grocery store, Hambrick's department store and Blockbuster Video as anchor tenants. Recent local tenant leases signed in the building are in the range of approximately $9.50 to $12.00 per square foot on a triple net basis. The occupancy rate is currently 95% overall and 82% for local tenants. Overall, a downward rent adjustment is necessary as compared to the subject.

Comparable Rental Number Two

Cross Roads Market is a neighborhood shopping center located across Martintown Road from the subject property. It is similar to the subject property based on its location, age, and size. It is considered to be slightly superior based overall curb appeal and a stronger local tenant mix, but inferior based on the percentage of anchor tenant space. Recent local tenant leases signed in the building are in the range of approximately $7.00 to $8.00 per square foot on a triple net basis. The occupancy rate is currently 96% overall and 91% for local tenants. Overall, a slight downward rent adjustment for local tenants is necessary as compared to the subject.

Comparable Rental Number Three

North Hills is a neighborhood shopping center located just north of the subject along Martintown Road. It is similar to the subject property based on its overall curb appeal and size. It is considered to be slightly superior based on age, but inferior based on the percentage of anchor tenant space. Recent local tenant leases signed in the building are in the range of approximately $6.50 to $8.00 per square foot on a triple net basis. The occupancy rate is currently 96% overall and 92% for local tenants.
Overall, no rent adjustment is necessary as compared to the subject.

Comparable Rental Number Four

Edgewood Square is a community shopping center located approximately two miles north of the subject property along Knox Avenue. It is similar based on the percentage of anchor tenant. It is inferior with respect to location, but superior in terms of age, condition, and size. Recent local tenant leases signed in the building are in the range of approximately $7.50 per square foot on a triple net basis. The occupancy rate is currently 99% overall and 97% for local tenants. Overall, a downward rent adjustment is necessary as compared to the subject.

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                             Comparable Rentals Map

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

The four comparable rentals suggest local tenant rental rates in the range of $6.50 to $12.00 per square. The high end of the range represents most of the recent leasing activity in North Augusta Plaza (No. 1), which was recently renovated and expanded. The low end of the range is set by North Hills, a center which is most similar to the subject with respect to its local tenancy. Excluding comparable No. 1, a range of $6.50 to $8.00 per square foot is suggested. All of the comparable centers in this market lease space on the basis of passing through CAM and real estate tax expenses. In addition, local tenant improvement allowances typically vary from "as is" to $1.00 per square foot for a new tenant, with nothing typically granted upon renewal. Any significant TI for an anchor tenant will be amortized in the rental rate. Finally, rental concessions do not appear to be typical in this market based on our market survey. However, leasing representatives are not always willing to admit that they might give a potential tenant free rent.

It should be noted that the subject bay depths are considerable deeper (100 feet) than is typical for the rent comparables (60 to 75 feet). This generally would require a downward adjustment to the rent comparables, all other factors considered equal.

ANALYSIS OF RECENT SUBJECT LEASES

The following table summarizes the subject property's recent lease history.

================================================================================
                        SUMMARY OF RECENT SUBJECT LEASES

-----------------------------------------------------------------------------------------------------------
                            New/                                    Rental              Free         TI
          Tenant            Renew   Term    Date        Size         Rate  Escalation   Rent      per SF
-----------------------------------------------------------------------------------------------------------
  Ladies Workout Express     new    5 yrs   5/95     10,125 SF      $6.00     Flat      5 mths      $5.00
-----------------------------------------------------------------------------------------------------------
  Rose Nails                 new    3 yrs   5/96      2,000 SF      $6.00     Flat      2 mths      as is
-----------------------------------------------------------------------------------------------------------

Source:  Mark Centers Trust.
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The typical lease at the subject property requires that tenants pay expense reimbursements for CAM and real estate taxes. This is similar to the comparables, which also collect net expense reimbursements. All tenants are responsible for their individual utilities and interior cleaning. The two recent leases supports an average of three to five years, which is similar to typical market terms. Also, tenant improvement allowances varied from "as is" to $5.00 per square foot; however, the leasing agent indicates that "as is" is far more typical. Free rent has varied from 2 months to 5 months for recent leasing activity, with the leasing agent indicating that three months spread over the term of a five year lease is fairly typical.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

The rental rates for recent leases would suggest a rental rate of $6.00 per square foot on a triple net basis with no rent escalations except for operating expense increases. Furthermore, the recent subject leases appear to be at market. Discussions with market participants indicate that this is an appropriate rental rate range for this type of property. However, the leasing representative for the subject suggests that the 7,816 square foot vacancy will likely require a $4.00 per square foot rental rate because of its size and inefficient shape.

ANCHOR TENANT LEASES

The initial lease terms for FoodMax, Belk's and Revco Drugs end in November 2010, January 2004, and July 1996, respectively. All three leases contain multiple renewal options for a total of 15 (FoodMax), 20 (Belk's), and 15 (Revco) years. These renewal options include an extension of the existing lease terms at either flat or increased rental rates. If the option rental rate is substantially below market, it is likely the tenant will either renew the lease or sublease the space.

We have obtained lease data on several anchor tenants in the North Augusta market. We were asked to keep the locations and tenant names confidential; however, these spaces are in six centers that are generally equal to or slightly inferior to the subject. At these centers, food store leases range from $5.40 to $8.40 per square foot, with most under $6.00 per square foot. Drug store leases range from $7.50 to $8.00 per square foot. Large big box or department store leases generally are in the range of $4.00 to $5.00 per square foot.

The current lease rates for the anchor tenants at the subject are $3.50 for Belk's, $4.00 for FoodMax and $6.75 for Revco Drugs. While the FoodMax and Revco leases call for increased rent in the first year of each option period, the projected rental rate is still not expected to exceed market rent. Therefore, it is likely that the anchor tenants will renew their leases. We typically allow the leases to expire and renew at a market rate; however, in this instance, it would likely lead to an inflated value, given the lease renewal terms. Therefore, we have renewed the anchor tenant leases through the projection period at the existing rates.

CONCLUSIONS: MARKET RENT ESTIMATE FOR THE SUBJECT PROPERTY

Based on the previous analysis, the current market lease parameters for the subject property are estimated as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

=======================================================================
                        CONCLUDED MARKET RENT
                      (PER SQUARE FOOT PER YEAR)
-----------------------------------------------------------------------
  Category
-----------------------------------------------------------------------
  Local Tenants                               $6.00
  Lease Structure                             Net of CAM & Taxes
  Annual escalation                           Flat
  Tenant Improvements (new tenants)           $1.00
  Tenant Improvements (renewals)              None
  Average lease term                          4 years
  Free Rent (Months)                          2 months
-----------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
=======================================================================

These terms generally reflect the most recent leasing history of the subject, as well as market rent terms as discussed in the previous analysis.

EXISTING CONTRACT RENT

As discussed, the subject's leasable area has been subdivided into 12 individual suites and one free-standing fast food restaurant, of which 8 are currently occupied and five are available for lease, including the fast food building. The occupied suites total 119,458 square feet, or 87.6% of the building's leasable area.

Through our research of the subject property, which included a complete review of all leased documents available, lease abstracts, rent rolls (both current and historical), and detailed discussions with the property manager, the following rent roll summary was utilized to detail currently leased suites and general information employed for this approach. Detailed abstracts of each tenant's lease and miscellaneous assumptions assumed for this assignment have been included in file memorandum. Additionally, within the Addenda are copies of a Tenant Register and Rent Roll generated by Pro-Ject, a computerized lease-by-lease analysis program.

The information contained in the chart and in appropriate sections of the Addenda represent the data inputted for this method and is assumed to be correct and reliable. CB Commercial reserves the right to amend our input assumptions if any documentation is subsequently available which contradicts that assumed for this method.

Shown in the following table is the subject rent roll.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                                MARTINTOWN PLAZA
                                    RENT ROLL
                              (AS OF MAY 23, 1996)

-------------------------------------------------------------------------------------------
                                 Square       Begin        End      Base Rent   Annual Rent
  Tenant                          Feet        Date       Date       per SF
-------------------------------------------------------------------------------------------
  FoodMax                         47,982      12/90     11/10        $4.00       $192,000
  Belk's                          44,000       8/93      1/04        $3.50       $154,000
  Ladies Workout Express          10,125       5/95      5/00        $6.00        $60,750
  Revco Drug                       8,450       7/91      7/06        $6.75        $57,037
  Little Caesar's Pizza            1,400      10/91      9/96       $11.43        $16,000
  Rose Nails                       2,000       5/96      4/99        $6.00        $12,000
  Logan Beauty School              2,500       5/88     12/96        $6.00        $15,000
  Lucky Lynn                       3,000       6/93      5/98        $9.00        $27,000
                                   -----
  Total Leased Square Feet       119,457     Average Rent:           $4.47       $533,787
  Unleased Space                  16,921
                                 -------
  Total Square Footage           136,378
  Occupancy-Overall                87.6%
  Occupancy-Local Tenants          61.9%
-------------------------------------------------------------------------------------------

 Note: Some figures may not calculate due to rounding; annual rent stated correlates with actual rent being collected.
 Source:  Leases and abstracts provided by Mark Centers Trust
 Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The weighted average rental rate of $6.84 per square foot for local tenants correlates well with the market rent for the subject as previously discussed.

However, Taco Bell has reportedly committed to leasing the 2,500 square foot fast food restaurant on an "as is" basis for five years at $12.00 per square foot, with a 5 year option at $14.40 per square foot. We have assumed that this lease will be signed, with the tenant taking occupancy by September 1996.

Also, the subject's leasing representative indicates that they are in negotiations to lease the bay currently occupied by Ladies Workout Express to Goodyear Tire. This would involve moving the existing tenant to the adjacent vacant 7,816 square foot bay. This is apparently acceptable to Ladies Workout as they feel that they have too much space and consequently too much fixed overheard costs. Goodyear would sign a 10 year lease at $11 to $12 per square foot, with the landlord paying tenant improvement cost estimated at $75,000. Ladies Workout would likely pay a rental rate in the range of $4.00 per square foot for the 7,816 square foot vacancy as previously discussed. Ladies Workout would probably require approximately $5.00 per square foot in tenant improvements, consistent with what they received in their current lease. Based on our discussion with the leasing representative, we have assumed that this set of circumstances will occur. We have assumed an $11.00 per square foot rental rate for

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Goodyear and $4.00 per square foot for Ladies Workout Express upon relocation, with the new leases to begin by the end of 1996.

ANALYSIS OF TENANCY

The tenant base is represented by clients of both a national and local credit rating. The following table summarizes the expiration of existing leases over the next eight years.

================================================================================
                        SUBJECT LEASE EXPIRATION SUMMARY
--------------------------------------------------------------------------------
FY Vacancy  # of Tenants   SF Expiring     %       Cumulative SF   Cumulative %
--------------------------------------------------------------------------------
1997         2               3,900         2.9%       3,900            2.9%
1998         1               3,000         2.2%       6,900            5.1%
1999         1               2,000         1.5%       8,900            6.5%
2000         1              10,125         7.4%      19,025           14.0%
2001         0                   0         0.0%      19,025           14.0%
2002         0                   0         0.0%      19,025           14.0%
2003         0                   0         0.0%      19,025           14.0%
2004         1              44,000        32.3%      63,025           46.2%
--------------------------------------------------------------------------------
Source:  CB Commercial Real Estate Group, Inc.
================================================================================

In estimating the potential gross income of the subject property, it is necessary to consider the leases subject to termination during the initial portion of the holding period. All five of the existing local tenant leases expire within the next four years. The two Year 1 lease expirations are expected to renew based on conversations with the Mark Centers leasing representative. The first anchor tenant lease (Belk's) expires in Year 8, while the other two anchor tenant leases expire in Year 10 (Revco Drugs) and Year 14 (FoodMax). This is not considered to be unusual and represents a fairly low level of rollover risk.

EXPENSE REIMBURSEMENTS

As discussed, most of the current and future hypothetical leases which will encumber the subject space will be based upon leases which are net of CAM and real estate tax expenses, whereby the tenant is responsible for their prorata share of common area maintenance and real estate taxes. Furthermore, tenants with special expense stops or expense reimbursement limitations may impact the valuation analysis. However, there are some variations in the reimbursement structures, with some of the tenants having specified amounts of recovery or the exclusion of CAM or taxes, or the inclusion of insurance.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

We have reviewed historical expense reimbursements for the subject property, as compared to a projection of each expense reimbursement for the next year based on existing leases. A review of historical CAM reimbursements is as follows:

======================================
         CAM REIMBURSEMENTS
--------------------------------------
Year                  Total $ Amount
--------------------------------------
  1993                 $25,354
  1994                 $31,242
  1995                 $39,031
  1996 Budget          $38,304
  Year 1 DCF           $43,266
--------------------------------------
Source:  Mark Centers Trust
======================================

CAM expense recoveries have increased annually from $0.19 per square foot in 1993 to $0.29 per square foot in 1995. The 1996 budget projects $0.28 per square foot, in line with the 1995 expense level. By comparison, the first year of our DCF model suggests total CAM reimbursements of $43,266 based on a review of lease abstracts. This is consistent with the historical trend. We feel that the DCF model most effectively quantifies the projected expense recoveries. Therefore, we estimate total CAM reimbursements to be $43,250, on a rounded basis.

A review of historical tax reimbursements is as follows:

======================================
         TAX REIMBURSEMENTS
--------------------------------------
Year                  Total $ Amount
--------------------------------------
  1993                 $98,911
  1994                 $38,704
  1995                 $40,460
  1996 Budget          $29,544
  Year 1 DCF           $41,200
--------------------------------------
Source:  Mark Centers Trust
======================================

Tax expense recoveries have decreased from $0.73 per square foot in 1993 to $0.28 per square foot in 1994 and $0.30 per square foot in 1995. The 1996 budget projects a further decline to $0.22 per square foot. By comparison, the first year of our DCF model suggests total real estate tax reimbursements of $41,200 based on a review of lease abstracts. This is consistent with the 1994 and 1995 historical expense, although more than the 1996 budgeted

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

amount. We feel that the DCF model most effectively quantifies the projected expense recoveries. Therefore, we estimate total tax reimbursements to be $41,200.

A review of historical insurance reimbursements is as follows:

======================================
      INSURANCE REIMBURSEMENTS
--------------------------------------
Year                  Total $ Amount
--------------------------------------
  1993                   $542
  1994                   $980
  1995                   $396
  1996 Budget          $1,032
  Year 1 DCF           $1,165
--------------------------------------
Source:  Mark Centers Trust
======================================

Insurance expense recoveries have been minimal over the last three years. The 1996 budget projects $1,032, which slightly exceeds the high end of the range established by 1993 through 1995. By comparison, the first year of our DCF model suggests total insurance reimbursements of $1,165 based on a review of lease abstracts. This is consistent with the 1996 budgeted amount. We feel that the DCF model most effectively quantifies the projected expense recoveries. Therefore, we estimate total tax reimbursements to be $1,150, on a rounded basis.

OTHER INCOME

For the purpose of estimating the other income that could reasonably be generated by the subject building, we have again reviewed the historical revenues actually received, as well as surveyed local property management companies regarding similar retail projects. This income category can be derived from several different sources including tenant service income, late fee income, short-term storage income, professional services provided for the tenants by the landlord/management, and other miscellaneous sources. The following chart depicts the historical and budgeted revenues included in Other Income for the subject project.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

==================================
          OTHER INCOME
----------------------------------
      Year         Total $ Amount
----------------------------------
  1993                 $479
  1994                 $676
  1995               $3,751
  1996 Budget          $180
  Year 1 Pro Forma   $3,600
----------------------------------
Source:  Mark Centers Trust
==================================

This source income, while not significant, increased from less than $0.01 per square foot in 1993 and 1994 to $0.03 per square foot in 1995. While the 1996 budget also stipulates a very small amount, the first quarter of 1996 would suggest that $7,808 has been attributed to this income category. Therefore, we have estimated a Year 1 Other Income of $3,600, or $0.03 per square foot of leasable area.

PERCENTAGE RENT INCOME

According to the lease documents provided, four of the existing tenants have a provision in their lease documents which requires percentage rent payments over a base amount or under a specific formula. That is, in addition to the basic rental charges, the tenant is responsible for paying the landlord additional rent equal to a specified percentage of the tenant's gross sales made in, upon, or from the premises, over a breakpoint factor or according to a specific schedule. While the historical operating statements and the 1996 budget include a minimal amount of percentage rent income, a review of sales levels for each of the tenants with a percentage rent clause would suggest none is being generated. Therefore, we have not projected any percentage rent collections in our stabilized pro forma.

POTENTIAL GROSS INCOME

The concluded potential gross income for the subject is summarized as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                             POTENTIAL GROSS INCOME
--------------------------------------------------------------------------------
                                                   P.S.F.                Totals
--------------------------------------------------------------------------------
  Existing Contract Rent           119,457 SF      $4.47 (wt. avg.)     $533,787
  Lease Out for Signature
   Taco Bell:                        2,500 SF      $12.00                $30,000
  Vacant Space at Market Rent        6,605 SF      $6.00                 $39,630
                                     7,816 SF      $4.00                  31,264
                                                                          ------
  Potential Gross Rental Income    136,378 SF      $4.65 (wt. avg.)     $634,681
  Expense Reimbursements                                                 $85,600
  Other Income                                                            $3,600
                                                                        --------
  Potential Gross Income           136,378 SF      $5.31 (wt. avg.)     $723,881
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

VACANCY AND COLLECTION LOSS

Typically, this is an allowance for reductions in potential income attributable to vacancies, tenant turnover, and non-payment of effective rent. In the direct capitalization process, a market-derived, stabilized vacancy and collection loss estimate is subtracted from potential gross income in order to arrive at effective gross income. Currently, the subject is 87.6% occupied by tenants of both a local nature and national credit rating. The local tenant occupancy rate is 52.9%. Including the Taco Bell lease out for signature would suggest an 89.4% overall occupancy rate and an 59.9% local tenant occupancy rate. The three most comparable retail properties in the neighborhood have overall occupancy rates of 95% to 99% and local tenant occupancy rates of 82% to 97%.

The subject's local tenant occupancy rate is below the low end of the range suggested by the comparables. We feel that this is reasonable given the subject's excessive local tenant bay depths and weak local tenant mix relative to North Augusta Plaza and Cross Roads Market, which are directly across the street from the subject. These two properties have local tenant occupancy rates of 82% and 91%. Therefore, we believe that a 30% vacancy and collection loss as applied to local tenant revenues reasonably encompasses the downtime between leases and a credit loss.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

EFFECTIVE GROSS INCOME SUMMARY

The subject's historical effective gross income is shown in the following table:

==========================================
         EFFECTIVE GROSS INCOME
------------------------------------------
   Year                   Total $ Amount
------------------------------------------
  1993                      $582,671
  1994                      $604,876
  1995                      $598,929
  1996 Budget               $622,124
------------------------------------------
   Source:  Mark Centers Trust
==========================================

Given our estimate of existing rental income and expense reimbursements, other income, and a collection loss, the subject's estimated effective gross income is derived as follows:

================================================================================
                      STABILIZED EFFECTIVE GROSS INCOME
--------------------------------------------------------------------------------
  Gross Rental Income:                                           $634,681
  Less Vacancy & Collection Loss (30% of locals only)             (69,493)
                                                                  -------
  Effective Rental Income:                                        565,188
  Plus Expense Reimbursements:                                     85,600
  Plus Other Income:                                                3,600
                                                                  -------
  Effective Gross Income:                                        $654,388
================================================================================

Our projection of effective gross income is 9.3% more than the level of EGI indicated for the subject for 1995, and 5.2% more than the 1996 budget projection of EGI. The difference between 1995 and 1996 is primarily associated with the income to be generated by the Taco Bell lease. Therefore, our stabilized projection is considered to be reasonable.

OPERATING EXPENSE ANALYSIS

In projecting revenue and expenses for the subject property, the historical operating statements for calendar years 1993, 1994 and 1995 have been analyzed. Also, we have reviewed the 1996 budgeted forecast of income and expenses. This information is summarized in the following table. We have analyzed expenses for the subject improvements based on historical information, with expenses for the subject improvements projected based on the per square foot cost implied. We have also considered expense comparable data contained in our files and statistics in the Dollars & Cents of Shopping Centers: 1995, published by the Urban Land

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Institute, and the 1995 Income and Expense Analysis: Shopping Centers, published by the Institute of Real Estate Management.

================================================================================
                        SUBJECT INCOME & EXPENSE HISTORY
                 ACTUAL CALENDAR YEAR DATA AND PROJECTED BUDGET

--------------------------------------------------------------------------------------------------------
                       1993 Actual          1994 Actual          1995 Actual           1996 Budget
--------------------------------------------------------------------------------------------------------
                   Total      $/SF(1)    Total      $/SF(1)    Total      $/SF(1)    Total      $/SF(1)
--------------------------------------------------------------------------------------------------------
Income
Rental Income     $420,461     $3.08    $533,274     $3.91    $506,032     $3.71    $538,764     $3.95
Percentage Rent     36,924      0.27           0      0.00       9,259      0.07      14,300      0.10
CAM Reimb           25,354      0.19      31,242      0.23      39,031      0.29      38,304      0.28
RE Tax Reimb        98,911      0.73      38,704      0.28      40,460      0.30      29,544      0.22
Insurance Reimb        542      0.01         980      0.01         396      0.01       1,032      0.01
Other Income           479      0.01         676      0.01       3,751      0.03         180      0.00
                  --------     -----    --------     -----    --------     -----    --------     -----
Eff. Gr. Income   $582,671     $4.27    $604,876     $4.44    $598,929     $4.39    $622,124     $4.56

Expenses
CAM                (54,049)    (0.40)    (41,256)    (0.30)    (50,336)    (0.37)    (55,120)    (0.40)
Property Taxes     (87,233)    (0.64)    (70,307)    (0.52)    (49,833)    (0.37)    (40,404)    (0.30)
Insurance          (10,202)    (0.07)    (14,542)    (0.11)    (10,920)    (0.08)    (11,100)    (0.08)
Mgmt Fee                (0)    (0.00)         (0)    (0.00)         (0)    (0.00)         (0)    (0.00)
Gen. & Admin        (4,792)    (0.04)    (15,939)    (0.12)     (9,874)    (0.07)    (11,614)    (0.09)
Ground Rent        (20,000)    (0.15)    (24,000)    (0.18)    (24,000)    (0.18)    (24,000)    (0.18)
                  --------     -----    --------     -----    --------     -----    --------     -----
Total Expenses    (176,276)    (1.29)   (166,044)    (1.22)   (144,963)    (1.06)   (142,238)    (1.04)
                  --------     -----    --------     -----    --------     -----    --------     -----
NOI               $406,395     $2.98    $438,832     $3.22    $453,966     $3.33    $479,886     $3.52
--------------------------------------------------------------------------------------------------------

(1)Based on 136,378 rentable square feet of building area
Source:  Mark Centers Trust
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

Our projection of the subject's stabilized expenses is detailed as follows.

Common Area Maintenance

Common area maintenance typically includes all expense items relative to operating, cleaning, maintaining and repairing the subject improvements. Historical common area maintenance expenses are shown as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

==========================================
               CAM EXPENSE
------------------------------------------
Year                      Total $ Amount
------------------------------------------
  1993                      $54,049
  1994                      $41,256
  1995                      $50,336
  1996 Budget               $55,120
  Year 1 Pro Forma          $55,000
------------------------------------------
Source:  Mark Centers Trust
==========================================

This expense has varied from $0.40 per square foot in 1993 to $0.30 per square foot in 1994 and $0.37 per square foot in 1995. By comparison, $0.40 per square foot is projected in the 1996 budget. Therefore, we have projected CAM expense in line with the 1996 budgeted expense to be $55,000, or $0.40 per square foot.

Property Taxes

Property taxes are forecasted at $56,983, or $0.42 per leasable square foot, based on the discussion contained in the Tax Analysis section of this report. The real estate taxes do not include personal property taxes.

Insurance

Historical insurance expenses are shown as follows:

==========================================
           INSURANCE EXPENSE
------------------------------------------
Year                     Total $ Amount
------------------------------------------
  1993                     $10,202
  1994                     $14,542
  1995                     $10,920
  1996 Budget              $11,100
  Year 1 Pro Forma         $11,100
------------------------------------------
Source:  Mark Centers Trust
==========================================

Insurance costs are assumed to include full property and liability coverage and typically are in the range of $0.10 to $0.20 per square foot. By comparison, the historical subject cost has varied from $0.07 per square foot in 1993 to $0.11 per square foot in 1994 and $0.08 per square foot in 1995. Furthermore, the 1996 budget projects a cost of $0.08 per square foot. Therefore, the subject's insurance expense has been estimated in line with the 1996 budget to be $11,100, or $0.08 per square foot on a rounded basis. While we acknowledge that this is at

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

the low end of the range in terms of comparable properties, the subject has the benefit of being insured as part of a portfolio of properties. We feel that this is not unusual for a typical buyer of the subject.

Professional Management Fee

Historically, the subject property has not been charged a professional management based on a review of the operating statements provided. Typical professional management fees in the local market are generally 3% to 5% of effective gross income, based on the number and type of tenants, the total square footage of a property and size of the market. Therefore, the management fee for the subject is estimated to be 4.0% of effective gross income.

General and Administrative

General and administrative expenses typically include all payroll and payroll related items for all directly-employed administrative personnel such as building managers, secretaries, and bookkeepers. Leasing personnel are not included nor are the salaries or fees for off-site management firm personnel and services. However, normal legal or professional fees would be included. Historical general and administrative expenses are shown as follows:

==========================================
   GENERAL AND ADMINISTRATIVE EXPENSE
------------------------------------------
Year                      Total $ Amount
------------------------------------------
  1993                       $4,792
  1994                       15,939
  1995                       $9,874
  1996 Budget               $11,614
  Year 1 Pro Forma          $11,600
==========================================
Source:  Mark Centers Trust
==========================================

This expense is not a significant one for the subject. It has varied from $0.07 per square foot in 1993 to $0.12 per square foot in 1994 and $0.07 per square foot in 1995. The 1996 budget estimate of $0.09 per square foot falls within this range. Therefore, we have projected this expense to be $11,600, or $0.09 per square foot. We feel that this is consistent with the expense suggested by comparable properties.

Ground Rent

The subject site is currently under a ground lease, with the pertinent details shown in the following table:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                        ABSTRACT OF SUBJECT GROUND LEASE
--------------------------------------------------------------------------------
  Ground Lessor:          Julia Mealing
  Ground Lessee:          Arlen Realty, Inc.
  Lease Start Date:       September 1, 1979
  Lease Term:             53 years & 7 months
  Lease End Date:         March 1, 2033
  Lease Rent:             $2,000 per month or $24,000 annually
  Lease Options:          Three 10-year options and one 9-year option
  Option Rent:            Base rent escalated by CPI
  Reversion:              Improvement revert to the lessor at completion of
                          lease and option term, or upon default by the lessee.
===============================================================================

Based on our review of the ground lease, this expense has been included at $24,000 per year.

Replacement Reserves

This expense typically represents a reserve for future replacement of long-lived items. The amount of reserve and whether or not it is included in the direct capitalization and DCF analyses, depends on the actions reflected by buyers and sellers in the local market. Based on available comparable data and discussions with brokers and investors, replacement reserves generally range from $0.10 and $0.20 per square foot.

Therefore, we have projected reserves for the subject at $0.15 per square foot, or $20,450 annually on a rounded basis, given the subject's age and current condition. Generally, investors feel that it is prudent to deduct replacement reserves in calculating NOI and in determining cash flow in the DCF analysis.

Total Concluded Operating Expenses

The concluded stabilized operating expenses for the subject total $205,309 annually, or $1.51 per gross leasable square foot. Furthermore, 41.5% of the total operating costs, or $0.63 per square foot, are recovered from the tenants.

DIRECT CAPITALIZATION

As previously discussed, direct capitalization is a method used to convert a single year's estimated stabilized net operating income into a value indication. Once the net operating income has been estimated, this conversion is accomplished by dividing the NOI estimate by an appropriate rate. There are several methods for deriving an overall rate for direct capitalization.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Derivation from Comparable Sales

This is the preferred method when sufficient data exists. Data on each property's sale price, income, expenses, financing terms, and market conditions at the time of sale is needed. The overall capitalization rate is then derived by dividing the net operating income by the sale price. This technique is considered appropriate for the subject. The following is a summary of overall capitalization rates indicated by the comparable sales included in the Sales Comparison Approach.

===================================================================
                 COMPARABLE CAPITALIZATION RATES
-------------------------------------------------------------------
           Date of                   Occupancy    Capitalization
  Sale      Sale       Sale Price       Rate           Rate
-------------------------------------------------------------------
  1         12/95      $6,025,000        93%           9.8%
  2         9/95       $6,675,000        95%           9.9%
  3         1/95       $2,860,000       100%          10.5%
  4         9/95       $3,252,000       100%          10.6%
  5         5/96       $8,450,000       100%          10.3%
-------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
===================================================================

The preceding sales indicate a 9.8% to 10.6% range of overall capitalization rates. Sale Nos. 1 and 2, while located in the Augusta market, are considered to be superior to the subject based on being newly constructed centers anchored by Publix grocery stores, currently a highly desirable investment property throughout the Southeast. Sale Nos. 3 and 4 are considered to be fairly similar to the subject with respect to age, condition, and market area, as well as the percentage and mix of anchor tenants. Sale No. 5 would be considered superior based on the anchor tenant mix, but located in an inferior market area. Retail investment market conditions have not changed noticeably since these transaction.

Given the subject property's physical and locational characteristics, we feel that a capitalization rate in the range of 10.5% is warranted based on the sales utilized in our analysis.

Investor Surveys

Another method for establishing an overall capitalization rate for the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists. This technique is considered to be appropriate for the subject. Therefore, using the First Quarter 1996 CB Commercial National Investor Survey, we have reviewed rates for Class B neighborhood and community shopping centers. This information is summarized in the following table.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                     CB COMMERCIAL NATIONAL INVESTOR SURVEY
                        SUMMARY OF OVERALL CAP RATES FOR
                            CLASS B SHOPPING CENTERS
--------------------------------------------------------------------------------
  Property Type              # of Respondents   Ro Range        Average Rate
--------------------------------------------------------------------------------
  Neighborhood Centers       10                 9% - 11.5%      10.3%
  Community Centers          10                 9.5% - 11.0%    10.2%
--------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The survey categories indicate an overall range of 9% to 11.5% and an average range of 10.2% to 10.3%. It is likely that the appropriate capitalization rate would be toward the middle to upper end of the range indicated in the preceding table due to the mediocre economic prospects in the greater Augusta area over the near term future. Therefore, we have estimated the appropriate overall capitalization rate for the subject to be in the range of 10.5% based on the investor survey data.

Conclusion of Overall Capitalization Rate

After reviewing the appropriate methods for developing an overall capitalization rate. The following overall capitalization rates are indicated:

================================================================================
                                   SUMMARY OF
                          OVERALL CAPITALIZATION RATES
--------------------------------------------------------------------------------
  Methodology                                        Concluded Range
--------------------------------------------------------------------------------
  Comparable Sales                                       10.5%
  CB Commercial National Investor Survey                 10.5%
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

After reviewing the appropriate methods for developing an overall capitalization rate, with most emphasis placed on the comparable sales data, the concluded overall capitalization rate for the subject is 10.5%.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Direct Capitalization Summary

A summary of the direct capitalization of the subject at stabilized occupancy is illustrated in the following table:

================================================================================
                        MARTINTOWN PLAZA SHOPPING CENTER
                          DIRECT CAPITALIZATION SUMMARY
                                  MAY 23, 1996

----------------------------------------------------------------------------------------
Category                                                           Total         P.S.F.
----------------------------------------------------------------------------------------
Income
  Existing Tenants: 119,457 SF @ $4.47 per SF (wt. avg.)          $533,787        $3.91
  Taco Bell lease out for signature: 2,500 SF @ $12.00 per SF       30,000         0.22
  Vacant Space at Market  6,605 SF @ $6.00 per SF                   39,630         0.29
                          7,816 SF @ $4.00 per SF                   31,264         0.23
                                                                  --------
  Potential Gross Rental Income                                   $634,681        $4.65
                                                                                  -----
  Less: Vacancy & Collection Loss (30% of local tenant rent)       (69,493)       (0.51)
                                                                  --------        -----
  Subtotal                                                        $565,188        $4.14

  Total Expense Reimbursements                                      85,600        $0.63
  Other Income                                                       3,600         0.03
                                                                  --------        -----
  Effective Gross Income                                          $654,388        $4.80

Expenses
  Common Area Maintenance                                         ($55,000)       (0.40)
  Real Estate Taxes                                                (56,983)       (0.42)
  Insurance                                                        (11,100)       (0.08)
  Management Fee (4.0%)                                            (26,176)       (0.19)
  General & Administrative                                         (11,600)       (0.09)
  Ground Rent                                                      (24,000)       (0.18)
  Reserves                                                         (20,450)       (0.15)
                                                                  --------        -----
  Total Expenses                                                 ($205,309)      ($1.51)
    OER                                                              31.5%

Net Operating Income                                              $449,079        $3.29
  CAPITALIZATION OF NOI:
  @ 10.5%                                                       $4,276,943       $31.36

Rounded                                                         $4,275,000       $31.35
----------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.

================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Additional Adjustments

In order to attain an "as is" value estimate for the subject property, the appropriate deductions must be made for the cost to achieve stabilized occupancy. The calculation of the cost to achieve stabilized occupancy is the present value of the difference between the stabilized net operating income and the net cash flow (from the DCF), until the net cash flow is equal to or exceeds the stabilized NOI. This is achieved in the second year of the DCF.

=============================================
               LEASE-UP COSTS
              MARTINTOWN PLAZA
---------------------------------------------
                             Year 1
---------------------------------------------
  Stabilized NOI            $449,079
  Net Cash Flow             $289,706
  Difference                $158,661
  Rounded to:               $160,000
---------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
=============================================

Direct Capitalization "As Is" Summary

The concluded value of the subject based on the direct capitalization method is summarized as follows:

================================================================================
                        DIRECT CAPITALIZATION CONCLUSION
--------------------------------------------------------------------------------
  Capitalized Value, Prior to Final Adjustments          $4,275,000
     Less: Cost to Achieve Stabilized Occupancy             160,000
                                                         ----------
  Net Indicated Direct Capitalization Value "As Is"      $4,115,000
  Rounded:                                               $4,125,000
  Direct Capitalization "As Is" per SF                       $30.25
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS

Our DCF assumptions are summarized as follows:

================================================================================
                        MARTINTOWN PLAZA SHOPPING CENTER
                   SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS
--------------------------------------------------------------------------------
  General Assumptions
   Start Date                                       June 1, 1996
   Terms of Analysis                                10 years
   Basis (calendar/ fiscal)                         Fiscal
   Software                                         Pro-Ject

  Growth Rate Assumptions
   Expenses                                                 3.5%
   Market Rent                                    YR1 & 2: Flat; 3.5% thereafter

  Market Rent Assumptions
   Local Tenants                                               $6.00
   Anchor Tenants                                              $4.00

  Leasing Assumptions
   Lease Term                                                4 years
   Renewal Probability                                           60%
   Escalation                                                   Flat
   Weighted Average of:
   Tenant Improvements ($/SF)                                  $0.40
   Months of Free Rent                                      2 months
   Leasing Commissions (cashed-out)                             2.8%
   Down Time Between Leases                                 8 months
   Absorption                              We have estimated that the subject
                                           will achieve stabilized occupancy
                                           based on Goodyear moving into the
                                           space occupied by Ladies Workout
                                           Exp., who would relocate into the
                                           vacant 7,816 SF bay. The subject
                                           leasing rep indicates that Goodyear
                                           would pay about $11 per SF with
                                           $75,000 in TI, while Ladies Workout
                                           would probably pay $4 per SF with
                                           approximately $5 per SF in TI.

  Miscellaneous Assumptions
   Credit Loss                                        1.0%  (local tenants only)
   Avg Occupancy Over Projection Period               93.6% (physical occupancy)
   Structural Maintenance/ Reserves ($/SF)            $0.15
   Deferred Maintenance                               None

  Financial Assumptions
   Discount Rate (IRR)                                         12.5%
   Terminal Overall Capitalization Rate (RO)                   11.0%
   Costs of Sale                                                3.0%
--------------------------------------------------------------------------------
Source:  CB Commercial Real Estate Group, Inc.
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Discount Rate Selection

Rate selection requires that an appraiser verify and interpret the attitude and expectations of market participants (buyers, sellers, advisors, and brokers, among others). In selecting yield rates at which cash flows are to be discounted, an emphasis is placed on the prospective or forecast yield rates anticipated by typical buyers and sellers. This rate is influenced by many factors, including the degree of apparent risk, market attitudes toward future inflation, the prospective rates of return for alternative investments, the rates of return earned by comparable properties in the past, the supply and demand of mortgage funds, and the availability of tax shelters.

One method for establishing a discount rate for the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists.

This technique is considered to be appropriate for the subject. The results of relevant published investor survey data are summarized in the following table.

================================================================================
                 CB COMMERCIAL 1Q 1996 NATIONAL INVESTOR SURVEY
                     SUMMARY OF INTERNAL RATES OF RETURN FOR
                            CLASS B SHOPPING CENTERS
--------------------------------------------------------------------------------
                                     # of                            Average
  Property Type                  Respondents          IRR Range       Rate
--------------------------------------------------------------------------------
  Neighborhood Centers               10               12% - 14.5%     13.1%
  Community Centers                  10               12% - 15%       13.4%
--------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The survey indicates a range of discount rates between 12% and 15%, with rates generally clustering in the 12% to 13% range. The subject is an average property which is primarily occupied by a three anchor tenants. Therefore, it would appear that the subject has an average degree risk and the appropriate discount rate is likely to be near the middle of the range indicated in the preceding table. These factors indicate that the appropriate discount rate for the subject would likely fall in the range of 12.5% on the basis of published investor survey data.

--------------------------------------------------------------------------------

                        MARTINTOWN PLAZA SHOPPING CENTER
                            PROJECT DESIGNATOR: MTPL
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 6/1/96 FOR 11 YEARS

                      FY1997    FY1998   FY1999    FY2000    FY2001     FY2002   FY2003    FY2004    FY2005    FY2006    FY2007

INCOME
---------
MINIMUM RENT:
ALL TENANTS          589,455   643,355   625,285   631,950   639,376   601,504   639,980   639,158   649,434   651,610   628,692
FREE RENT                  0    (2,500)   (3,090)   (2,122)        0    (1,407)  (10,423)   (3,478)   (2,388)        0   (16,976)
                     -------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
TOTAL MINIMUM RENT   589,455   640,855   622,195   629,828   639,376   600,097   629,557   635,680   647,046   651,610   611,716

RECOVERIES:
RE TAX RECOVERY       41,200    44,406    44,885    46,541    48,345    46,038    50,148    51,429    53,594    55,248    52,979
CAM RECOVERY          43,266    45,845    46,415    48,093    49,910    47,885    51,874    51,750    50,996    52,699    50,734
INS RECOVERY           1,165     1,218     1,143     1,357     1,406     1,208     1,405     1,458     1,613     1,646     1,463
                     -------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
TOTAL RECOVERIES      85,631    91,469    92,443    95,991    99,661    95,131   103,427   104,637   106,203   109,593   105,176

                     -------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
GROSS RENTAL
 INCOME              675,086   732,324   714,638   725,819   739,037   695,228   732,984   740,317   753,249   761,203   716,892
CREDIT LOSS           (2,065)   (2,627)   (2,435)   (2,530)   (2,646)   (2,190)   (2,550)   (2,619)   (2,758)   (2,818)   (2,266)
OTHER INCOME           3,600     3,600     3,645     3,754     3,867     3,983     4,102     4,226     4,352     4,483     4,617
                     -------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
TOTAL INCOME         676,621   733,297   715,848   727,043   740,258   697,021   734,536   741,924   754,843   762,868   719,243

EXPENSES
---------
COMMON AREA MAINT     55,000    55,802    57,755    59,777    61,869    64,034    66,275    68,595    70,996    73,481    76,052
REAL ESTATE TAXES     57,695    59,548    61,633    63,790    66,022    68,333    70,725    73,200    75,762    78,414    81,158
INSURANCE             11,100    11,262    11,656    12,064    12,486    12,923    13,376    13,844    14,328    14,830    15,349
MANAGEMENT FEE        27,065    29,332    28,634    29,082    29,610    27,881    29,381    29,677    30,194    30,515    28,770
GENERAL & ADMIN       11,600    11,769    12,181    12,607    13,049    13,505    13,978    14,467    14,974    15,498    16,040
GROUND RENT           24,000    24,000    24,000    24,000    24,000    24,000    24,000    24,000    24,000    24,000    24,000
RESERVES              20,450    20,748    21,474    22,226    23,004    23,809    24,642    25,505    26,398    27,321    28,278
                     -------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
TOTAL EXPENSES       206,910   212,461   217,333   223,546   230,040   234,485   242,377   249,288   256,652   264,059   269,647
                     -------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
NET OPERATING
 INCOME              469,711   520,836   498,515   503,497   510,218   462,536   492,159   492,636   498,191   498,809   449,596

ALTERATIONS          125,000     1,030     1,324       914         0     1,223     4,510     1,519     1,048         0     8,262
COMMISSIONS           55,005     1,610     1,990     1,366         0     1,812     5,807     2,240     1,538         0    14,129
                     -------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
CASH FLOW            289,706   518,196   495,201   501,217   510,218   459,501   481,842   488,877   495,605   498,809   427,205

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Reversion

The reversionary value of the subject is based on an assumed sale at the end of the holding period based on capitalizing the following year's NOI. Additionally, any capital costs, leasing commissions, and tenant improvements associated with the following year's NOI are deducted. Based on our surveys, reversionary capitalization rates are typically considered to be 0 to 100 basis points higher than going-in capitalization rates on a typical holding period. This is a result of the uncertainty of future economic conditions and the natural aging of the property. In the case of the subject, we feel that a premium of 50 basis points over the going-in capitalization rate is warranted. The appropriate terminal capitalization rate for the reversion is, therefore, estimated to be 11.0%.

DCF Conclusion

The subject's projected cash flow generated via this DCF analysis is shown on the facing page. A value of $4,000,000, or $29.33 per square foot, is suggested for this scenario based on a discount rate of 12.5% and a reversion capitalization rate of 11.0%. Furthermore, 64% of the value is derived from cash flow over the holding period, with the remaining 36% generated from the reversionary sale of the property at the end of the holding period.

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The preceding analysis indicates the following conclusions:

============================================================
           INCOME CAPITALIZATION APPROACH VALUES
------------------------------------------------------------
  Method                          Indicated Value
------------------------------------------------------------
  Direct Capitalization           $4,125,000
  Discounted Cash Flow            $4,000,000
------------------------------------------------------------
Source: CB Commercial Real Estate
============================================================

We feel that the direct capitalization analysis represents the preferred methodology of potential investors in the market for property such as the subject. The DCF model supports the direct capitalization analysis. As a result, based on the Income Capitalization Approach, CB Commercial concludes a value for the subject improvements of $4,125,000, or $30.25 per gross leaseable square foot.

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                                   CONCLUSION

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                                                                  RECONCILIATION
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                             RECONCILIATION OF VALUE

CB Commercial was instructed to estimate the market value of the leasehold interest in the subject property. The value conclusion for each applicable approach is summarized below.

==================================================================
                  SUMMARY OF VALUE CONCLUSIONS
------------------------------------------------------------------
  Land Value:                                   N/A

  Cost Approach:                                N/A

  Sales Comparison Approach:             $4,100,000

  Income Capitalization Approach:        $4,125,000
------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
==================================================================

The Income Capitalization Approach is considered the most persuasive method for valuing the subject property. This approach is predicated on the principle of anticipated economic benefits and therefore, best reflects the investment characteristics of the subject. Properties such as the subject are typically purchased by investors; thus, this approach must closely parallel the anticipated analysis that would be employed by the most typical purchaser.

The Sales Comparison Approach is predicated on the principle that an investor would pay no more for an existing property than for a comparable property with similar utility. This approach is contingent on the reliability and comparability of available data. The data developed was considered sufficiently reliable to reach a value conclusion by the Sales Comparison Approach. However, this method is given secondary consideration in the reconciliation and used as support for the Income Approach.

The Cost Approach is predicated on the principle that an investor would pay no more for an existing property than it would cost to acquire land and construct a building with similar utility. The Cost Approach is not relied upon because estimating developer profit is very subjective and the Marshall Valuation Service cost guide is based on numerous assumptions that may not directly apply to the subject, rendering this method less reliable. This approach was not utilized in our analysis.

In arriving at the final value conclusion, greatest weight was placed on the Income Capitalization Approach. The final value conclusion and the approach relied upon give strong

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                                                                  RECONCILIATION
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consideration to the market behavior of the typical buyer and current market environment for the property appraised.

Based on the foregoing analysis, it is concluded that the market value as is of the leasehold interest in the subject property, as of May 23, 1996 is:

              FOUR MILLION ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS
                                  ($4,125,000)

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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to total that would adversely affect marketability or value. CB Commercial is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Commercial, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. It is assumed that improvements have been constructed or will be constructed according to approved architectural plans and specifications and in conformance with recommendations contained in or based upon any soils report(s).

      Unless otherwise specifically noted in the body of this report, it is assumed: that any existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are, or will be upon completion, in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that it or they will withstand any known elements such as windstorm, hurricane, tornado, flooding, earthquake, or similar natural occurrences; and, that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Commercial professionals are not engineers and are not competent to judge matters of an engineering nature. CB Commercial has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Commercial by ownership or management; CB Commercial inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Commercial was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Commercial reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Commercial has no knowledge of the existence of such materials on or in the property. CB Commercial, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

      We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Commercial. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new

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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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      construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.

5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Commercial has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Commercial reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Commercial of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Commercial will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CB Commercial assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CB Commercial is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Commercial does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Commercial.

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Commercial to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Also, unless otherwise noted in the body of this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CB Commercial nor may this report or copies hereof be transmitted to third parties without said consent, which consent CB

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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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      Commercial reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express written consent of CB Commercial which consent CB Commercial reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Commercial shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area of the subject and comparable properties has been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Commercial unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Commercial assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Commercial assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CB Commercial assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Notwithstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Commercial has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Commercial has no specific information relating to this issue, nor is CB Commercial qualified to make

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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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      such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.

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                                    ADDENDA

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                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

                                   Addendum A

                                GLOSSARY OF TERMS

assessed value Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

cash equivalency The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract, coupon, face, or nominal rent The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

coupon rent
 See Contract, Coupon, Face, or Nominal Rent

effective rent  1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. 2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

face rent
 See  Contract, Coupon, Face, or Nominal Rent

fee simple estate Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

floor area ratio (FAR) The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio.

full service lease  A lease in which rent covers all operating expenses.
 Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

gross building area (GBA) The sum of all areas at each floor as measured to the exterior walls.

insurable value Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

investment value Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be established by an

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                                                    ADDENDUM A GLOSSARY OF TERMS
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 expert on real estate and its value, that is, an appraiser. +

leased fee
 See leased fee estate

leased fee estate An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.++

leasehold
 See leasehold estate

leasehold estate The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.++

load factor The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

market value "as if complete" on the appraisal date Market value as if complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

market value "as is" on the appraisal date Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

market value Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated;
 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

marketing period The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal.

net lease Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA)  1) The area on which rent is computed. 2) The Rentable
 Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

nominal rent
 See  Contract, Coupon, Face, or Nominal Rent

prospective future value "upon completion of construction" Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value

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                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

estimate at this stage is stated in current dollars unless otherwise indicated.

prospective future value "upon reaching stabilized occupancy" Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value estimate at this stage is stated in current dollars unless otherwise indicated.

reasonable exposure time The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market.

rent
 see
 full service lease
 net lease
 contract, coupon, face, or nominal rent
 effective rent

shell space Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

Usable Area 1) The area actually used by individual tenants. 2) The Usable Area of an office is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

use value  Use value is a concept based on the productivity of an economic good.
 Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale. +

value appraised During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time. See also market value "as is" on the appraisal date market value "as if complete" on the appraisal date prospective future value "upon completion of construction" prospective future value "upon reaching stabilized occupancy"

----------
+ The Appraisal of Real Estate, Tenth Edition, Appraisal Institute, 1992.

* The Dictionary of Real Estate Appraisal, Third Edition, 1993.

**. The office of the Comptroller of the Currency, 12 CFR Part 34, Subpart C, [club]34.42(f), August 24, 1990. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

* 1990 BOMA Experience Exchange Report, Income/Expense Analysis for Office Buildings (Building Owners and Managers Association, 1990)

** Statement on Appraisal Standard No. 6, Appraisal Standards Board of The Appraisal Foundation, September 19, 1992.

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                                       ADDENDUM B ADDITIONAL SUBJECT PHOTOGRAPHS
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                                   Addendum B

                         ADDITIONAL SUBJECT PHOTOGRAPHS

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                                       ADDENDUM B ADDITIONAL SUBJECT PHOTOGRAPHS
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                                       ADDENDUM B ADDITIONAL SUBJECT PHOTOGRAPHS
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               VIEW NORTH ALONG KNOX AVENUE FROM SUBJECT PROPERTY
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                                       ADDENDUM B ADDITIONAL SUBJECT PHOTOGRAPHS
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             VIEW SOUTH ALONG MARTINTOWN ROAD FROM SUBJECT PROPERTY
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                                       ADDENDUM B ADDITIONAL SUBJECT PHOTOGRAPHS
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                        EXTERIOR VIEW OF SUBJECT PROPERTY
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                                       ADDENDUM B ADDITIONAL SUBJECT PHOTOGRAPHS
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           EXTERIOR VIEW OF FAST FOOD RESTAURANT FROM MARTINTOWN ROAD
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         EXTERIOR VIEW OF FAST FOOD RESTAURANT FROM SUBJECT PARKING LOT
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                                       ADDENDUM B ADDITIONAL SUBJECT PHOTOGRAPHS
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               EXTERIOR VIEW OF SUBJECT PROPERTY'S REAR ELEVATION
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                                                    ADDENDUM C LEGAL DESCRIPTION
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                                   Addendum C

                               LEGAL DESCRIPTION

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                                                                Martintown Plaza
                                                               North Augusta, SC

                            VOL [ILLEGIBLE] PAGE 239

                                   EXHIBIT A

                     NORTH AUGUSTA GROUND LEASE DESCRIPTION

ALL that parcel or tract of land, situate lying and being in North Augusta Attendance Area 6 Aiken County, South Carolina, bounded and measuring as follows:

Beginning at the Northwestern corner of Lot 271, Block G, Green Acres Subdivision and running thence South Five (5(degree)) degrees, Eighteen minutes and Twenty-four seconds (18'24") along the Western line of Green Acres Subdivision Seven Hundred Eighty Four (784) feet to a point; thence South Fifty One (51(degree)) degrees, Two minutes Fifty-six seconds (2'56") along the line of the lands of Julia Mealing, Five Hundred Ninty Seven and Forty Five Hundredths (597.45) feet to an iron. Thence South Fifty-one (51(degree)) degrees, Fifteen minutes and Twenty-five seconds (15'25") West along the line of Bankers Trust of North Augusta to a point in the eastern line of the right-of-way of U.S. Highway 125 (South Carolina Highway No. 121); thence Northerly along the right-of-way of U.S. Highway 125 for a curved distance of One Thousand, One Hundred Forty and Thirty-three hundredths (1148'33") with a curved Delta of Forty-seven degrees, Thirty-one minutes Thirty-six seconds (47(degree)31'36") to a point; thence North Eleven degrees Three minutes east along the right-of-way of U.S. Highway 125 for a distance of Two hundred, Thirty-three and Eighty-eight Hundredths feet (233.88") to an iron; thence South Eighty Six (86") degrees, Eighteen Minutes Four seconds (18'4") east along the line of Julia Mealing, Seven Hundred Twenty-five and Nine Hundredths (725.09) feet to the point of beginning, all of which will be more fully shown by reference to a Plot made by P.M. [ILLEGIBLE], dated February 7, 1985. This being a portion of the real estate heretofore devised to Julia F. Mealing in Item IV of the Last Will and Testament of Kate G. Mealing, deceased May 15, 1936, enrolled in the Will Book M from Pages 603 through Page 605 and in the Administration of her estate in Apartment No. 495, Package 15 in the office of the Judge of Probate of Aiken County.

[ILLEGIBLE] 7-8-85 at 14:30 hrs
            -------------------         RETURNED TO: /s/ Franklin O. Beattie,
            /s/ [ILLEGIBLE]                                             atty
            -------------------
            [ILLEGIBLE]

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                                                            ADDENDUM D RENT ROLL
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                                   Addendum D

                                   RENT ROLL

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                                Detail Rent Roll                  Page: 58
                                MARTINTOWN PLAZA                  Date: 05/14/96
Report Date: 05/14/96                                             Time: 14:17:06

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                                   -- Rent Dates --
Suite                              Commence Expire     Square   Monthly   Annual   -- Cost Recovery --  Expense ---  Other Income --
No. Tenant Name                    Start              Footage  Base Rent  Rate/SF  Description  Monthly   Stop  Description  Monthly
------------------------------------------------------------------------------------------------------------------------------------
00060 BELK STORE SERVICES          04/28/93 01/31/04    44,000  12,833.33  3.50                                 MAINTENANC    916.67
                                   07/28/93

00110 LUCKY LYNN STORE             05/15/93 05/14/98     3,000   2,250.00  9.00                                 MAINTENANC    187.50
                                   05/15/93                                                                     REAL ESTAT     37.50
                                                                                                                              ------
                                                                                                                              225.00

00120 REVCO DRUGS STORE #590       07/03/91 07/31/06     8,450   4,753.12  6.75                                 MAINTENANC    246.46
                                   07/03/91

00130 BRUNO'S INC.                 12/01/90 11/30/10    47,982  16,000.00  4.00
                                   11/28/90

00140 RICHEY STREET INVESTMENT     09/30/91 09/30/96     1,400  1,333.33  11.43                                 MAINTENANC     68.66
                                   09/30/91                                                                     REAL ESTAT     77.00
                                                                                                                              ------
                                                                                                                              145.66

00050 CHRIS LOGAN BEAUTY SCHOOL    04/20/88 12/31/96     2,500   1,250.00  6.00                                 MAINTENANC    104.17
                                   05/06/88                                                                     REAL ESTAT     93.89
                                                                                                                              ------
                                                                                                                              198.06

00010 ROSE NAILS                   05/01/96 04/30/99     2,000   1,000.00  6.00                                 MAINTENANC     83.33
                                   05/01/96                                                                     REAL ESTAT    110.00
                                                                                                                              ------
                                                                                                                              193.33

00080 LADIES WORKOUT EXPRESS       05/10/95 05/31/00    10,125   5,062.50  6.00                                 MAINTENANC    486.99
                                   05/10/95                                                                     REAL ESTAT    381.11
                                                                                                                              ------
                                                                                                                              868.10

00100 HORNE'S SALES RENTALS SERVIC 12/05/94 12/31/96     2,425   1,414.58  7.00                                 MAINTENANC    122.44
                                   12/05/94                                                                     REAL ESTAT     91.28
                                                                                                                            --------
                                                                                                                              213.72

------------------------------------------------------------------------------------------------------------------------------------
Total Building                    Occupied Sqft: 91%   121,882  45,896.86                       0.00                        3,007.00
                                 Available Sqft:  9%    11,996
                                     Total Sqft:       133,878
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------

Suite                               ---   Future Rent Increases  --
No. Tenant Name                        Date    Monthly Amt.  Per Sf
-------------------------------------------------------------------
00060 BELK STORE SERVICES


00110 LUCKY LYNN STORE


00120 REVCO DRUGS STORE #590

00130 BRUNO'S INC.


00140 RICHEY STREET INVESTMENT


00050 CHRIS LOGAN BEAUTY SCHOOL



00010 ROSE NAILS



00080 LADIES WORKOUT EXPRESS


00100 HORNE'S SALES RENTALS SERVIC               1,515.63     7.50
                                                 1,566.15     7.75
                                                 1,616.67     8.00

================================================================================
                                      ADDENDUM E HISTORICAL OPERATING STATEMENTS
--------------------------------------------------------------------------------

                                   Addendum E

                        HISTORICAL OPERATING STATEMENTS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Report Date: 10/03/95        1996 BUDGET BY QUARTER
Company: 0l                    MARK CENTERS TRUST
Selection Id: 330536            MARTINTOWN PLAZA
Budget Type: Original Budgt

-----------------------------------------------------------------------------------------------
Report: BUDGQTR            1st Quarter   2nd Quarter   3rd Quarter   4th Quarter    5th Quarter
-----------------------------------------------------------------------------------------------
Report: FFOBUDS
INCOME

     RENT                      134,691       134,691       134,691       134,691        538,764
     % RENT                      3.900         3,900         3,900         2,600         14,300
     CAM                         9,576         9,576         9,576         9,576         38,304
     R/E TAX                     7,386         7,386         7,386         7,386         29,544
     UTILITY                         0             0             0             0              0
     INSURANCE                     258           258           258           258          1,032
     GROUND RENT                     0             0             0             0              0
     OTHER                          45            45            45            45            180
                               -------       -------       -------        -------       -------
     TOTAL INCOME              155,856       155,856       155,856       154.556        622,124

EXPENSES

     LANDSCAPING                 3,600         4,000         4,000         3,600         15,200
     CLEANING                    1,680         1,680         1,680         1,680          6,720
     UTILITIES                   4,925         4,575         5,275         4,425         19,200
     SECURITY                        0             0             0             0              0
     MAINT & REPAIR                600         7,500         1,800         4,100         14,000
     REAL ESTATE TAXES          10,101        10,101        10,101        10,101         40,404
     INSURANCE                   2,775         2,775         2,775         2,775         11,100
     OTHER FINANCING FEES            0             0             0             0              0
     PROVISION FOR BAD DEBT      1,752         1,752         1,752         1,752          7,008
     SALARIES & WAGES                0             0             0             0              0
     GROUND RENT                 6,000         6,000         6,000         6,000         24,000
     PROFESSIONAL FEES               0             0             0             0              0
     OTHER                       3,064         2,850         2,850         2,850         11,614
                               -------       -------       -------        -------       -------
     TOTAL EXPENSES             34,497        41,233        36,233        37,283        149,246
                               -------       -------       -------        -------       -------
EBIDT                          121,359       114,623       119,623       117,273        472,878

     INTEREST                        0             0             0             0              0

FFO                            121,359       114,623       119,623        117,273       472,878
                               =======       =======       =======        =======       =======
         FF0 PER SHARE               0.01          0.01          0.01          0.01           0.05

--------------------------------------------------------------------------------
Report Date: 05/09/95        NOI - 1ST QUARTER 1996               Page: 10
Company: 0l                    MARK CENTERS TRUST                 Date: 05/09/96
Selection Id: 330536            MARTINTOWN PLAZA                  Time: 12:31:08
Report Name : INCSTYTD

--------------------------------------------------------------------------------
                                                      3 Months
                                                      Mar 1996
                                                      --------
--------------------------------------------------------------------------------
           Report: NOITEMP
           INCOME

             RENT                                     134,691
             % RENT                                     3,316
             CAM                                       11,581
             R/E TAX                                    8,322
             UTILITY                                        0
             INSURANCE                                    111
             GROUND RENT                                    0
             OTHER                                      7,808
                                                      -------
            TOTAL INCOME                              165,829

           EXPENSES

             LANDSCAPING                                3,700
             CLEANING                                   1,680
             UTILITIES                                  4,753
             SECURITY                                       0
             MAINT & REPAIR                             3,761
             REAL ESTATE TAXES                         15,118
             INSURANCE                                  2,043
             PROVISION FOR BAD DEBT                         0
             SALARIES & WAGES                           1,749
             GROUND RENT                                6,000
             PROFESSIONAL FEES                            648
             OTHER                                      2,266
                                                      -------
           TOTAL EXPENSES                              41,717
                                                      -------
           NET OPERATING INCOME                       124,111
                                                      =======

--------------------------------------------------------------------------------
Report Date: 05/09/95          MARK CENTERS TRUST                 Page: 1
Property:  MARTINTOWN PLAZA   NOI - 1995 AND 1994                 Date: 05/09/96
Report Name : TEMPJWG

--------------------------------------------------------------------------------

                                           1995 ACTUAL               1994 ACTUAL

--------------------------------------------------------------------------------
Report: NOITEMP
INCOME

     RENT                                      506,032                   533,274
     % RENT                                      9,259                         0
     CAM                                        39,031                    31,242
     R/E TAX                                    40,460                    38,704
     UTILITY                                         0                         0
     INSURANCE                                     396                       980
     GROUND RENT                                     0                         0
     OTHER                                       3,751                       676
                                               -------                   -------
     TOTAL INCOME                              598,929                   604,876

EXPENSES

     LANDSCAPING                                13,200                    14,374
     CLEANING                                    6,660                     7,120
     UTILITIES                                  19,579                    18,257
     SECURITY                                        0                         0
     MAINT & REPAIR                             10,897                     1,505
     REAL ESTATE TAXES                          49,833                    70,307
     INSURANCE                                  10,920                    14,542
     PROVISION FOR BAD DEBT                        500                         0
     SALARIES & WAGES                              349                     1,556
     GROUND RENT                                24,000                    24,000
     PROFESSIONAL FEES                           1,120                     6,392
     OTHER                                       8,405                     7,991
                                               -------                   -------
     TOTAL EXPENSES                            145,464                   166,044
                                               -------                   -------
NET OPERATING INCOME                           453,465                   438,832
                                               =======                   =======

                               Mark Centers Trust
                              Property Statement of
                           Net Operating Income - 1993

                                                   MARTINTOWN
                                                     PLAZA

  INCOME

  RENT                                             $420,461
  % RENT                                             36,924
  CAM                                                25,354
  R/E TAX                                            98,911
  UTILITY                                                 0
  INSURANCE                                             542
  GROUND RENT                                             0
  OTHER                                                 479
                                                   --------

        TOTAL INCOME                                582,670

  OPERATING EXPENSES

  LANDSCAPING                                        14,501
  CLEANING                                            6,310
  UTILITIES                                          19,165
  SECURITY                                                0
  MAINT. & REPAIRS                                   14,073
  R/E TAXES                                          87,233
  INSURANCE                                          10,202
  PROVISION FOR BAD DEBT                                 31
  SALARIES & WAGE                                         0
  GROUND RENT                                        20,000
  PROFESSIONAL FEES                                   4,792
                                                   --------

        TOTAL EXPENSES                              176,306
                                                   --------

      NET OPERATING INCOME                         $406,364
                                                   ========

================================================================================
                                            ADDENDUM F COMPARABLE IMPROVED SALES
--------------------------------------------------------------------------------

                                   Addendum F

                           COMPARABLE IMPROVED SALES

--------------------------------------------------------------------------------

                                                                   RETAIL SALE 1
================================================================================

Location Data

        Property Name:                     Publix @ Fury's Ferry
        Location:                          East Side Of Fury's Ferry Road
        City:                              Martinez
        County:                            Columbia
        State/Zip:                         Georgia
        Assessor's Parcel No(s):           N/A
        Atlas Reference:                   N/A

Physical Data

        Type:                              Neighborhood
        Land Area:                         N/A
        Excess Land:                       None
        Gross Leasable Area:
          Anchors:
              Publix                       50,000 SF
            Local Tenant GLA:              17,455 SF
            Anchor Tenant GLA:             50,000 SF
            Total GLA:                     67,455 SF
          GLA Purchased:                   67,455 SF
        Year Built:                        1995
        Parking:                           Adequate
        Condition:                         Excellent
        Exterior Walls:                    Masonry

Sale Data

        Transaction Type:                  Sale
        Date of Transaction:               12195
        Marketing Time:                    N/A
        Grantor:                           PDG Centers Partners, LP
        Grantee:                           Southeast U.S. Retail, LP
        Document No.:                      N/A
        Sale Price:                        $6,025,000
        Financing:                         Cash to Seller
        Cash Equivalent Price:             $6,025,000
        Required Capital Cost:             $0
        Adjusted Sales Price:              $6,025,000
        Verification:                      Buyer's Advisor

Financial Data

        Assumptions & Forecast:            Advisor
        Occupancy at Sale:                 93%
        Existing or Pro Forma Income:      Pro Forma
                                                      TOTAL      P.S.F.
                                                    --------     ------
        Potential Gross Income:                     $765,000     $11.34
        Vacancy and Credit Loss:                     $53,550      $0.79
        Effective Gross Income:                     $711,450     $10.55
        Expenses:                                   $121,419      $1.80
        Net Operating Income:                       $590,031      $8.75

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                   RETAIL SALE 1
================================================================================

Analysis

      Buyers Underwriting Criteria:            Direct Cap and DCF
      Overall Capitalization Rate (OAR):       9.79 %
      Projected IRR:                           NIA
      Effective Gross Multiplier (EGIM):       8.47
      Operating Expense Ratio (OER):           17.07 %
      Price Per Square Foot:                   $89.32

Comments

      Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located in the fastest growing residential suburb in the Augusta area. The sale price of $6,225,000 as recorded was adjusted for the value ($200,000) of a single outparcel included in the sale.

Photograph

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                   RETAIL SALE 2
================================================================================

Location Data

        Property Name:                     Eastgate Shopping Center
        Location:                          Eastgate Drive At Whiskey Road
        City:                              Aiken
        County:                            Aiken
        State/Zip:                         South Carolina
        Assessor's Parcel No(s):           N/A
        Atlas Reference:                   N/A

Physical Data

        Type:                              Neighborhood
        Land Area:                         8.79 Acres
        Excess Land:                       None
        Gross Leasable Area:
          Anchors:
              Publix                       56,000 SF
            Local Tenant GLA:              19,716 SF
            Anchor Tenant GLA:             56,000 SF
            Total GLA:                     75,716 SF
            GLA Purchased:                 75,716 SF
        Year Built:                        1995
        Parking:                           Adequate
        Condition:                         Excellent
        Exterior Walls:                    Masonry

Sale Data

        Transaction Type:                  Sale
        Date of Transaction:               9,95
        Marketing Time:                    3 months
        Grantor:                           PDG Aiken Partners, LP
        Grantee:                           Southeast U.S. Retail, LP
        Document No.:                      N/A
        Sale Price:                        $6,675,000
        Financing:                         Cash to Seller
        Cash Equivalent Price:             $6,675,000
        Required Capital Cost:             $0
        Adjusted Sales Price:              $6,675,000
        Verification:                      Buyer's Advisor

Financial Data

        Assumptions & Forecast:            Advisor
        Occupancy at Sale:                 95%
        Existing or Pro Forma Income:      Pro Forma
                                                      TOTAL      P.S.F.
                                                     --------    ------
        Potential Gross Income:                      $782,704    $10.34
        Vacancy and Credit Loss:                          N/A       N/A
        Effective Gross Income:                      $782,704    $10.34
        Expenses:                                    $124,808     $1.65
        Net Operating Income:                        $657,896     $8.69

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                   RETAIL SALE 2
================================================================================

Analysis

      Buyers Underwriting Criteria:             Direct Cap and DCF
      Overall Capitalization Rate (OAR):        9.86 %
      Projected IRR:                            N/A
      Effective Gross Multiplier (EGIM):        8.53
      Operating Expense Ratio (OER):            15.95%
      Price Per Square Foot:                    $88.16

Comments

      Part of a portfolio of Publix anchored shopping centers being purchased in the Southeast. This center is located adjacent to the Aiken Mall, considered to be the premier retail area in Aiken. The center has been successful in attracting small shop tenants in the $12 to $14 per square foot range, significantly higher than rents at otherwise similar neighborhood grocery-anchored centers.

Photograph

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                   RETAIL SALE 3
================================================================================

Location Data

        Property Name:                    Barnwell Plaza
        Location:                         Dunbarton Boulevard & Ellington Street
        City:                             Barnwell
        County:                           Barnwell
        State/Zip:                        South Carolina
        Assessor's Parcel No(s):          N/A
        Atlas Reference:                  N/A

Physical Data

        Type:                             Neighborhood
        Land Area:                        13.00 Acres
        Excess Land:                      None
        Gross Leasable Area:
          Anchors:
                Wal-Mart                  34,875 SF
                Food Lion                 21,000 SF
                Revco                     8,450 SF
            Local Tenant GLA:             6,400 SF
            Anchor Tenant GLA:            64,325 SF
            Total GLA:                    70,725 SF
            GLA Purchased:                70,725 SF
        Year Built:                       1985
        Parking:                          Surface
        Condition:                        Good
        Exterior Walls:                   Brick Veneer

Sale Data

        Transaction Type:                 Sale
        Date of Transaction:              01/95
        Marketing Time:                   9 months
        Grantor                           1994-NI South Carolina Associates, LP
        Grantee:                          Tri-Centers, LP
        Document No.:                     N/A
        Sale Price:                       $2,860,000
        Financing:                        Cash to Seller
        Cash Equivalent Price:            $2,860,000
        Required Capital Cost:            $0
        Adjusted Sales Price:             $2,860,000
        Verification:                     Jude Peck; Edens & Avant, Inc.

Financial Data

        Assumptions & Forecast:           Buyer
        Occupancy at Sale:                100%
        Existing or Pro Forma Income:     Pro Forma
                                                     TOTAL       P.S.F.
                                                   --------      ------
        Potential Gross Income:                    $389,720      $5.51
        Vacancy and Credit Loss:                    $19,486      $0.28
        Effective Gross Income:                    $370,234      $5.23
        Expenses:                                   $69,461      $0.98
        Net Operating Income:                      $300,773      $4.25

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                   RETAIL SALE 3
================================================================================

Analysis

      Buyers Underwriting Criteria:             Direct Cap and DCF
      Overall Capitalization Rate (OAR):        10.52 %
      Projected IRR:                            13.50 %
      Effective Gross Multiplier (EGIM):        7.72
      Operating Expense Ratio (OER):            18.76 %
      Price Per Square Foot:                    $40.44

Comments

      This is a neighborhood shopping center that was in good condition, but of average quality. Property only has three local shop tenant spaces. The remaining space is leased to good quality national tenants. The property was 100% occupied at the time of sale; however, the buyer used a 5% vacancy and credit loss in forecasting the cash flow and stabilized pro forma.

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                   RETAIL SALE 4
================================================================================

Location Data

        Property Name:                    Largo Plaza
        Location:                         Abercom Street Extension @ Largo Drive
        City:                             Savannah
        County:                           Chatham
        State/Zip:                        Georgia
        Assessor's Parcel No(s):          N/A
        Atlas Reference:                  N/A

Physical Data

        Type:                             Neighborhood
        Land Area:                        9.50 Acres
        Excess Land:                      N/A
        Gross Leasable Area:
          Anchors:
               Media Play                 48,600 SF
               Piggly Wiggly              22,955 SF
               Revco                      10,125 SF
             Local Tenant GLA:            6,800 SF
             Anchor Tenant GLA:           81,680 SF
             Total GLA:                   88,480 SF
             GLA Purchased:               88,480 SF
        Year Built:                       1974
        Parking:                          Adequate; Surface
        Condition:                        Average
        Exterior Walls:                   Concrete

Sale Data

        Transaction Type:                 Sale
        Date of Transaction:              09/95
        Marketing Time:                   14 months
        Grantor:                          McGuire Investment Group #17 LP
        Grantee:                          Kimco 832, Inc.
        Document No.:                     N/A
        Sale Price:                       $3,252,000
        Financing:                        Cash to Seller
        Cash Equivalent Price:            $3,252,000
        Required Capital Cost:            $0
        Adjusted Sales Price:             $3,252,000
        Verification:                     Rob Carter; Lat Purser & Assc.


Financial Data

        Assumptions & Forecast:           Buyer
        Occupancy at Sale:                100%
        Existing or Pro Forma Income:     Existing
                                                    TOTAL        P.S.F.
                                                   --------      ------
        Potential Gross Income:                    $512,534       $5.79
        Vacancy and Credit Loss:                    $15,376       $0.17
        Effective Gross Income:                    $497,158       $5.62
        Expenses:                                  $150,884       $1.71
        Net Operating Income:                      $346,274       $3.91

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                   RETAIL SALE 4
================================================================================

Analysis

      Buyers Underwriting Criteria:             Direct Cap
      Overall Capitalization Rate (OAR):        10.65 %
      Projected IRR:                            14.00 %
      Effective Gross Multiplier (EGIM):        6.54
      Operating Expense Ratio (OER):            30.35 %
      Price Per Square Foot:                    $36.75

Comments

      Average quality neighborhood shopping center anchored by Media Play, Piggly Wiggly and Revco. The center was renovated when Media Play was added in 1995 to the center. Media play opened in late 1995 in the space originally occupied by Wal-Mart. Piggly Wiggly and Revco reporting strong sales volumes. There are only four shop tenant spaces in the center, and the buyer intends to add up to 15,000 square feet of local shop space.

Photograph

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                   RETAIL SALE 5
================================================================================

Location Data

       Property Name:                      Market Place
       Location:                           US Hwy 74
       City:                               Shelby
       County:                             Cleveland
       State/Zip:                          North Carolina
       Assessor's Parcel No(s):            N/A
       Atlas Reference:                    N/A

Physical Data

       Type:                               Community
       Land Area:                          N/A
       Excess Land:                        0
       Gross Leasable Area:
        Anchors:
            Wal-Mart                       101,500 SF
            Bi-Lo                          32,000 SF
            Goody's                        25,200 SF
            Revco                          8,470 SF
          Local Tenant GLA:                30,617 SF
          Anchor Tenant GLA:               167,170 SF
          Total GLA:                       197,787 SF
          GLA Purchased:                   197,787 SF
       Year Built:                         1987
       Parking:                            Adequate
       Condition:                          Good
       Exterior Walls:                     Masonry

Sale Data

       Transaction Type:                   Sale
       Date of Transaction:                5/96
       Marketing Time:                     12 months
       Grantor:                            ING & Bosch Properties
       Grantee:                            Mid-America Capital
       Document No.:                       N/A
       Sale Price:                         $8,350,000
       Financing:                          Cash to Seller
       Cash Equivalent Price:              $8,350,000
       Required Capital Cost:              $0
       Adjusted Sales Price:               $8,350,000
       Verification:                       Withheld By Request

Financial Data

       Assumptions & Forecast:             Buyer
       Occupancy at Sale:                  100%
       Existing or Pro Forma Income:       Pro Forma
                                                      TOTAL        P.S.F.
                                                     --------      ------
       Potential Gross Income:                     $1,103,124      $5.58
       Vacancy and Credit Loss:                       $33,094      $0.17
       Effective Gross income:                     $1,070,030      $5.41
       Expenses:                                     $220,000      $1.11
       Net Operating Income:                         $850,030      $4.30

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                   RETAIL SALE 5
================================================================================


Analysis

      Buyers Underwriting Criteria:                   Direct Cap
      Overall Capitalization Rate (OAR):              10.18 %
      Projected IRR:                                  N/A
      Effective Gross Multiplier (EGIM):              7.80
      Operating Expense Ratio (OER):                  20.56 %
      Price Per Square Foot:                          $42.22

Comments

      This property is located in a rural community and serves as the primary retail facility for a large trade area. The block building was completed in 1987 and renovated in 1994. Overall, the property has good overall market appeal. Occupancy was 100% at the time of sale, but the Grantee utilized a 6% overall vacancy and collection loss rate when underwriting the deal. Anchor spaces comprise nearly 85% of the total center space. The center reportedly included one vacant out parcel, however, no information regard the Grantee's percieved value of the out parcel was available.

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

================================================================================
                                                     ADDENDUM G RENT COMPARABLES
--------------------------------------------------------------------------------

                                   Addendum G

                                RENT COMPARABLES

--------------------------------------------------------------------------------

                                                        RETAIL RENT COMPARABLE 1
================================================================================

Location Data

       Property Name:                           North Augusta Plaza
       Location:                                Martintown At Knox
       City:                                    North Augusta
       County:                                  Aiken
       State/Zip:                               South Carolina
       Assessor's Parcel No(s):                 N/A
       Atlas Reference:                         N/A

Physical Data

       Type:                                    Community
       Gross Leaseable Area:                    255,002 SF
       Year Built:                              1993
       Exterior Walls:                          Masonry
       Condition:                               Good
       Anchor Tenant:                           Kmart, Publix, Hamrick's
       Parking:                                 4.1 spaces per 1,000 SF

Lease Data

       Occupancy:
        Local:                                  82.4%
        Overall:                                95.1%
       Typical Size:                            1,500 SF
       Term:                                    3-5
       Base Rent Per Square Foot:               $9.50 - $12.00
       Rent Escalations:                        CAM + Steps
       Basis:                                   Net
       Expense Pass-Through:                    CAM + RE Taxes
       Free Rent (months):                      None
       Tenant Improvement:                      $0.50 - $1.00/SF
       Leasing Agent:                           Davis Commercial Properties
       Phone No.:                               (706)860-3986
       Survey Date:                             5/23/96

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 1
================================================================================

Comments

      Good quality center with good access and average visibility. The center was originally constructed in 1961, but was subsequently renovated and expanded in 1993 and 1994. Has cross access with the adjacent Cross Roads shopping center anchored by Kroger.

Photograph

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 2
================================================================================

Location Data

        Property Name:                              Cross Roads Market
        Location:                                   Martintown At Knox
        City:                                       North Augusta
        County:                                     Aiken
        State/Zip:                                  South Carolina
        Assessor's Parcel No(s):                    N/A
        Atlas Reference:                            N/A

Physical Data

        Type:                                       Neighborhood
        Gross Leaseable Area:                       73,100 SF
        Year Built:                                 1985
        Exterior Walls:                             Masonry
        Condition:                                  Good
        Anchor Tenant:                              Kroger
        Parking:                                    Adequate

Lease Data

        Occupancy:
         Local:                                     91.0%
         Overall:                                   96.3%
        Typical Size:                               1,200 SF
        Term:                                       3-5
        Base Rent Per Square Foot:                  $7.00 - $8.00
        Rent Escalations:                           CAM + Steps
        Basis:                                      Net
        Expense Pass-Through:                       CAM + RE Taxes
        Free Rent (months):                         None
        Tenant Improvement:                         $0.50 - $1 .00/SF
        Leasing Agent:                              Melba Smith
        Phone No.:                                  (404)873-6900
        Survey Date:                                5/23/96

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 2
================================================================================

Comments

      Good quality center with average access. Has cross access with the recently renovated North Augusta Plaza shopping center anchored by Publix and K-Mart.

Photograph

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 3
================================================================================

Location Data

        Property Name:                              North Hills Shopping Center
        Location:                                   401 Martintown Road
        City:                                       North Augusta
        County:                                     Aiken
        State/Zip:                                  South Carolina
        Assessor's Parcel No(s):                    N/A
        Atlas Reference:                            N/A

Physical Data

        Type:                                       Neighborhood
        Gross Leaseable Area:                       83,752 SF
        Year Built:                                 1979
        Exterior Wails:                             Brick Veneer
        Condition:                                  Average
        Anchor Tenant:                              Winn-Dixie, Eckerd's
        Parking:                                    5.2 spaces per 1,000 SF

Lease Data

        Occupancy:
         Local:                                     92.4%
         Overall:                                   96.4%
        Typical Size:                               1,500 SF
        Term:                                       5 years
        Base Rent Per Square Foot:                  $6.50 to $8.00
        Rent Escalations:                           CAM/Steps/CPI
        Basis:                                      Net
        Expense Pass-Through:                       CAM/Ins/Taxes
        Free Rent (months):                         Negotiable
        Tenant Improvement:                         Negotiable ($0 on rnwl)
        Leasing Agent:                              Krouse Methany Co. Realtors
        Phone No.:                                  (706)736-6653
        Survey Date:                                5/23/96

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                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 3
================================================================================

Comments

      This center is well located and has average access. However, it will need renovation to remain competitive.

Photograph

                               [GRAPHIC OMITTED]

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                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 4
================================================================================

Location Data

        Property Name:                            Edgewood Square
        Location:                                 Georgia At Edgewood
        City:                                     North Augusta
        County:                                   Aiken
        State/Zip:                                South Carolina
        Assessor's Parcel No(s):                  N/A
        Atlas Reference:                          N/A

Physical Data

        Type:                                     Community
        Gross Leaseable Area:                     217,332 SF
        Year Built:                               1989
        Exterior Walls:                           Masonry
        Condition:                                Good
        Anchor Tenant:                            Bi-Lo Foods, Goody's, Wal Mart
        Parking:                                  5.0 spaces per 1,000 SF

Lease Data

        Occupancy:
         Local:                                   96.7%
         Overall:                                 99.5%
        Typical Size:                             1,000 SF
        Term:                                     3-5
        Base Rent Per Square Foot:                $7.50
        Rent Escalations:                         CAM + Steps
        Basis:                                    Net
        Expense Pass-Through:                     CAM + RE Taxes
        Free Rent (months):                       None
        Tenant Improvement:                       $0.50 - $1 .00/SF
        Leasing Agent:                            Ryndie Brusco
        Phone No.:                                (803)649-3975
        Survey Date:                              5/23/96

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 4
================================================================================

Comments

      L shaped center with 18 stores which represents the most recently constructed shopping center in the North Augusta area.

Photograph

                               [GRAPHIC OMITTED]

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                                  CB COMMERCIAL

================================================================================
                                                     ADDENDUM H PRO-JECT REPORTS
--------------------------------------------------------------------------------

                                   Addendum H

                                PRO-JECT REPORTS

--------------------------------------------------------------------------------

                        MARTINTOWN PLAZA SHOPPING CENTER
                            PROJECT DESIGNATOR: MTPL
                             RENT ROLL AS OF 6/1996
                               (FISCAL YEAR BASIS)

      TENANT/
LEASE TYPE AND DATES/   BASE RENT/  OVERAGE/  SALES (000)/  RECOVERIES/ REVENUE/
    SQUARE FEET           PER SF     PER SF      PER SF       PER SF     PER SF
---------------------   ----------  --------  ------------  ----------- --------

#  1 - SUITE 103
FOODMAX
BASE LEASE 12/90-11/10   191,929         0           0        39,650    231,578
             47,982 SF      4.00      0.00        0.00          0.83       4.83

#  2 - SUITE 60
BELK'S
BASE LEASE  8/93- 1/04   154,000         0           0        19,800    173,800
             44,000 SF      3.50      0.00        0.00          0.45       3.95

#  3 - SUITE 120
REVCO DRUGS
BASE LEASE  7/91- 7/06    57,038         0           0         6,208     63,246
              8,450 SF      6.75      0.00        0.00          0.73       7.48

#  4 - SUITE 80
LADIES WORKOUT UP
BASE LEASE  2/95-10/96    25,313         0           0         3,464     28,777
             10,125 SF      2.50      0.00        0.00          0.34       2.84

#  7 - SUITE 140
LITTLE CESEARS
BASE LEASE 10/91- 9/96     5,334         0           0           421      5,755
              1,400 SF      3.81      0.00        0.00          0.30       4.11

#  8 - SUITE 10
ROSE NAILS
BASE LEASE  5/96- 4/99    12,000         0           0         1,653     13,653
              2,000 SF      6.00      0.00        0.00          0.83       6.83

#  9 - SUITE 110
LUCKY LYNN STORE
BASE LEASE  3/93- 5/98    27,000         0           0         2,723     29,723
              3,000 SF      9.00      0.00        0.00          0.91       9.91

#  10 - SUITE 50
LOGAN BEAUTY SCHOL
BASE LEASE  5/88-12/96     8,750         0           0         1,316     10,066
              2,500 SF      3.50      0.00        0.00          0.53       4.03

                         -------   -------    - ------       -------    -------
                TOTALS   481,363         0           0        75,235    556,598
            119,457 SF      4.03      0.00        0.00          0.63       4.66
                         =======   =======    = ======       =======    =======

                        MARTINTOWN PLAZA SHOPPING CENTER
                            PROJECT DESIGNATOR: MTPL
                           PROJECT ASSUMPTIONS REPORT
                              INCLUDING ALL TENANTS

BUILDING PROLOGUE

LEASEHOLD ANALYSIS OF MARTINTOWN PLAZA SHOPPING CENTER BEGINNING 6/1996 FOR 13 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES

GRSF
1996 VALUE -      136,378
THEREAFTER - CONSTANT

OCSF
1996 VALUE -    120,083
1997 VALUE -    128,106
1998 VALUE -    128,023
1999 VALUE -    128,190
2000 VALUE -    129,773
2001 VALUE -    127,287
2002 VALUE -    124,448
2003 VALUE -    127,773
2004 VALUE -    128,440
2005 VALUE -    129,773
2006 VALUE -    122,548
2007 VALUE -    134,364
2008 VALUE -    127,856
THEREAFTER - CONSTANT

GROWTH RATES

RNTG
1996 VALUE -         0.00
1997 VALUE -         0.00
1998 VALUE -         3.00
THEREAFTER - CONSTANT

EXPG
1996 VALUE -         3.00
1997 VALUE -         3.50
THEREAFTER - CONSTANT

COMN
1996 VALUE -         4.00
THEREAFTER - CONSTANT

COMR
1996 VALUE -       2.00
THEREAFTER - CONSTANT

COMS
+40.0% OF COMN +60.0% OF COMR

MARKET RATES

RNTL
1996 VALUE - 6.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

TIAN
1996 VALUE - 1.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

TIAS
+40.0% OF TIAN

FRER
1996 VALUE - 2.00
THEREAFTER - CONSTANT

RNTA
1996 VALUE - 4.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

MISCELLANEOUS INCOMES

OTHER INCOME
1996 VALUE - 3,600
THEREAFTER - GROWING AT GROWTH RATE RNTG

EXPENSES

COMMON AREA MAINT , REFERRED TO AS CAME
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -        55,000
1997 VALUE -        55,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

REAL ESTATE TAXES , REFERRED TO AS TAXE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -        56,993
THEREAFTER - GROWING AT GROWTH RATE EXPG

INSURANCE , REFERRED TO AS INSE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -      11,100
1997 VALUE -    11,100
THEREAFTER - GROWING AT GROWTH RATE EXPO

NON-REIMB OPERATNG, REFERRED TO AS \\\\
AN INFORMATIONAL EXPENSE
CONSTANT

MANAGEMENT FEE   , REFERRED TO AS MGMT
CHARGED AGAINST NET OPERATING INCOME
4.00% OF EFFECTIVE GROSS INCOME

GENERAL & ADMIN  , REFERRED TO AS G&AE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -    11,600
1997 VALUE -    11,600
THEREAFTER - GROWING AT GROWTH RATE EXPG

GROUND RENT , REFERRED TO AS GRRE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -    24,000
THEREAFTER - CONSTANT

RESERVES  , REFERRED TO AS RESE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -    20,450
1997 VALUE -    20,450
THEREAFTER - GROWING AT GROWN RATE EXPO

CAM & TAX RECOVERY, REFERRED TO AS CAM+
AN INFORMATIONAL EXPENSE
+100.0% OF CAME+100.0% OF TAXE

VACANCY ALLOWANCE

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE -      1.00
THEREAFTER - CONSTANT

MANAGEMENT FEE

NONE

COMMISSION CALCULATIONS


STANDARD METHOD #1 - 0.000% OF TOTAL RENT

STANDARD METHOD #2 - 0.000% OF TOTAL RENT

STANDARD METHOD #3 - 0.000% OF TOTAL RENT

STANDARD METHOD #4 - 0.000% OF TOTAL RENT

STANDARD METHOD #5 - 0.000% OF TOTAL RENT

COMMISSION PAYOUTS

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

ALTERATION CALCULATION

NONE

ALTERATION PAYOUTS

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL

NONE

CAPITAL EXPENDITURES

NONE

PRIMARY CLASSIFICATION CODES

NONE

SECONDARY CLASSIFICATION CODES

NONE

COST CENTERS

   100 - CAM RECOVERY
   200 - RE TAX RECOVERY
   300 - INS RECOVERY

SALES VOLUME PROFILE

             PERCENT OF       RELATIVE
MONTH       ANNUAL SALES       VOLUME
-----       ------------      --------
JAN             8.33%           1.00
FEB             6.33%           1.00
MAR             6.33%           1~00
APR             8.33%           1.00
MAY             8.33%           1.00
JUN             8.33%           1.00
JUL             8.33%           1.00
AUG             8.33%           1.00
SEP             8.33%           1.00
OCT             8.33%           1.00
NOV             8.33%           1.00
DEC             8.33%           1.00
              ------           -----
TOTALS        100.00%          12.00

GLOBAL RECOVERIES

TRIPLE NET REIMB     , REFERRED TO AS NETR

ASSIGNED TO COST CENTER  100 - CAM RECOVERY
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE - MARKET RATE FRER
YEAR 2 VALUE - MARKET RATE FRER
YEAR 3 VALUE - MARKET RATE FRER
YEAR 4 VALUE - MARKET RATE FRER
YEAR 5 VALUE - MARKET RATE FRER
THEREAFTER   - GROWING AT GROWTH RATE EXPO
CAP          - MARKET RATE FREE

INSURANCE     , REFERRED TO AS INSR
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM & TAX RECOVERY, REFERRED TO AS CANS
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAM+
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TENANT PROLOGUE

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS

NONE

TENANTS

THERE ARE A TOTAL OF 14 LEASEHOLD TENANT(S):

--------------------------------------------------------------------------------

#  1 - SUITE 103    , FOODMAX
BASE LEASE DATES:     12/1990 TO 11/2010
TYPE OF TENANT:       OFFICE
SQUARE FOOTAGE:       47,952
MARKET RATE: RNTA
GROWTH RATE: RNTG
NOT SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 4.00/SF/YR

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

#  2 - SUITE 60        , BELK'S
BASE LEASE DATES:        8/1993 TO 1/2004
TYPE OF TENANT:          OFFICE
SQUARE FOOTAGE:          44,000
MARKET RATE: RNTA
GROWTH RATE: RNTG
NOT SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  3.50/SF/YR

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF 0.20/SF/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF 0.25/SF/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

OPTION 1 DATES:      2/2004 TO 1/2009
SQUARE FOOTAGE:      44,000

MINIMUM RENT:
INITIAL RENT - 3.50/SF/YR

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF 0.20/SF/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF 0.15/SF/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

OPTION 2 DATES:   2/2009 TO 1/2014
SQUARE FOOTAGE:   44,000

MINIMUM RENT:
INITIAL RENT -  3.50/SF/YR

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF 0.20/SF/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMON AREA MAINT
ASSIGNED To COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF 0.25/SF/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

#  3 - SUITE 120    , REVCO DRUGS
BASE LEASE DATES:     7/1991 To 7/2006
TYPE OF TENANT:       OFFICE
SQUARE FOOTAGE:       8,450
MARKET RATE: RNTL
GROWTH RATE: RNTG
NOT SUBJECT To VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  6.75/SF/YR

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF 0.25/SF/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY

PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER  300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

OPTION 1 DATES:   8/2006 TO 7/2011
SQUARE FOOTAGE:   8,450

MINIMUM RENT:
INITIAL RENT -  8.00/SF/YR

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED on TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF 0.25/SF/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER  300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

# 4 - SUITE 80         , LADIES WORKOUT UP
BASE LEASE DATES:        2/1995 TO 10/1996
TYPE OF TENANT:          OFFICE
SQUARE FOOTAGE:          10,125
MARKET RATE: RNTL
GROWTH RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  6.00/SF/YR

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

#  5 - SUITE 80     , GOODYEAR TIRE
BASE LEASE DATES:     12/1996 TO 11/2007
TYPE OF TENANT:       OFFICE
SQUARE FOOTAGE:       10,125
MARKET RATE: RNTL
GROWTH RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:

INITIAL RENT - 11.00/SF/YR

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER 100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    GROWTH RATE COMM
PAYOUT:         CASHED OUT

ALTERATIONS:        75,000
PAYOUT:         CASHED OUT

OPTION 1 DATES:          3/2007 To 2/2012
SQUARE FOOTAGE:          10,125

MINIMUM RENT:
INITIAL RENT -  12.00/SF/YR

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

#  6 - SUITE VAC-2A  , LADIES WORKOUT UP
BASE LEASE DATES:      11/1996 TO 10/2001
TYPE OF TENANT:        OFFICE
SQUARE FOOTAGE:        7,816
SUBJECT To VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  4.00/SF/YR

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:        50,000
PAYOUT:         CASHED OUT

SPECULATIVE RENEWALS:

         LENGTH        VACANT   SQ FT     MONTHS OF
TERM  YEARS.MONTHS     MONTHS  INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----  ------------     ------  --------   ---------  -----------   -----------
  1       4.00           8       NONE       FRER         YES           YES
  2       4.00           8       NONE       FRER         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RNTA MULTIPLIED BY 1.000
WITH /SF/YR STEPS OF

RENEWAL RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SPARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:     GROWTH RATE COMS
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE TIAS
RENEWAL PAYOUT:          CASHED OUT

--------------------------------------------------------------------------------

#   7 - SUITE 140    , LITTLE CESEARS
BASE LEASE DATES:      10/1991 TO 9/1996
TYPE OF TENANT:        OFFICE
SQUARE FOOTAGE:        1,400
MARKET RATE: RNTL
GROWTH RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  11.43/SF/YR

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER  300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

OPTION 1 DATES:          10/1996 TO 9/2001
SQUARE FOOTAGE:          1,400

MINIMUM RENT:
INITIAL RENT -  12.50/SF/YR

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER  300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH        VACANT   SQ FT     MONTHS OF
TERM  YEARS.MONTHS     MONTHS  INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----  ------------     ------  --------   ---------  -----------   -----------
  1       4.00           8       NONE       FRER         YES           YES
  2       4.00           8       NONE       FRER         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RNTL MULTIPLIED BY 2.000
WITH /SF/YR STEPS OF

RENEWAL RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SPARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER  300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:     GROWTH RATE COMS
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE TIAS
RENEWAL PAYOUT:          CASHED OUT

--------------------------------------------------------------------------------

# 8 - SUITE 10           ROSE NAILS
BASE LEASE DATES:        5/1996 TO 4/1999
TYPE OF TENANT:          OFFICE
SQUARE FOOTAGE:          2,000
MARKET RATE: RNTL
GROWTH RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 6.00/SF/YR

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH        VACANT   SQ FT     MONTHS OF
TERM  YEARS.MONTHS     MONTHS  INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----  ------------     ------  --------   ---------  -----------   -----------
  1       4.00           8       NONE       FRER         YES           YES
  2       4.00           8       NONE       FRER         YES           YES
  3       4.00           8       NONE       FRER         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RNTA MULTIPLIED BY 1.000
WITH /SF/YR STEPS OF

RENEWAL RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SPARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF

CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:     GROWTH RATE COMS
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE TIAS
RENEWAL PAYOUT:          CASHED OUT

--------------------------------------------------------------------------------

# 9 - SUITE 110       , LUCKY LYNN STORE
BASE LEASE DATES:       3/1993 TO 5/1998
TYPE OF TENANT:         OFFICE
SQUARE FOOTAGE:         3,000
MARKET RATE: RNTL
GROWTH RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 9.00/SF/YR

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER  300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH        VACANT   SQ FT     MONTHS OF
TERM  YEARS.MONTHS     MONTHS  INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----  ------------     ------  --------   ---------  -----------   -----------
  1       4.00           8       NONE       FRER         YES           YES
  2       4.00           8       NONE       FRER         YES           YES
  3       4.00           8       NONE       FRER         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RNTA MULTIPLIED BY 1.000
WITH /SF/YR STEPS OF

RENEWAL RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER  300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:     GROWTH RATE COMS
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE TIAS
RENEWAL PAYOUT:          CASHED OUT

--------------------------------------------------------------------------------

# 10 - SUITE 50         , LOGAN BEAUTY SCHOL
BASE LEASE DATES          5/1988 TO 12/1996
TYPE OF TENANT            OFFICE
SQUARE FOOTAGE            2,500
MARKET RATE: RNTL

GROWTH RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 6.00/SF/YR

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER  300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH        VACANT   SQ FT     MONTHS OF
TERM  YEARS.MONTHS     MONTHS  INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----  ------------     ------  --------   ---------  -----------   -----------
  1       4.00           8       NONE       FRER         YES           YES
  2       4.00           8       NONE       FRER         YES           YES
  3       4.00           8       NONE       FRER         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RNLA MULTIPLIED BY 1.000
WITH /SF/YR STEPS OF

RENEWAL RECOVERIES:

COMMON AREA MAINT

ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER  300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:     GROWTH RATE COMS
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE TIAS
RENEWAL PAYOUT:          CASHED OUT

--------------------------------------------------------------------------------

# 11 - SUITE 2B       , STATIC VACANCY
BASE LEASE DATES:       12/2019 TO 12/2020
TYPE OF TENANT:         OFFICE
SQUARE FOOTAGE:         2,180
MARKET RATE: RNTL
GROWTH RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - MARKET RATE RNTL
WITH FRER MONTHS FREE RENT

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:     GROWTH RATE COMN
PAYOUT:          CASHED OUT

ALTERATIONS:     MARKET RATE TIAN
PAYOUT:          CASHED OUT

SPECULATIVE RENEWALS:

         LENGTH        VACANT   SQ FT     MONTHS OF
TERM  YEARS.MONTHS     MONTHS  INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----  ------------     ------  --------   ---------  -----------   -----------

RENEWAL MINIMUM RENT:
MARKET RATE RNTA MULTIPLIED BY 1.000
WITH /SF/YR STEPS OF

RENEWAL RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:     GROWTH RATE COMS
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE TIAS
RENEWAL PAYOUT:          CASHED OUT

--------------------------------------------------------------------------------

#  12 - SUITE 7             , STATIC VACANCY
BASE LEASE DATES:             12/2019 TO 12/2020

TYPE OF TENANT:        OFFICE
SQUARE FOOTAGE:        2,425
MARKET RATE: RNTL
GROWTH RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - MARKET RATE RNTL
WITH FRER MONTHS FREE RENT

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:     GROWTH RATE COMN
PAYOUT:          CASHED OUT

ALTERATIONS:     MARKET RATE TIAN
PAYOUT:          CASHED OUT

SPECULATIVE RENEWALS:

         LENGTH        VACANT   SQ FT     MONTHS OF
TERM  YEARS.MONTHS     MONTHS  INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----  ------------     ------  --------   ---------  -----------   -----------

RENEWAL MINIMUM RENT:
MARKET RATE RNTL MULTIPLIED BY 1.000
WITH /SF/YR STEPS OF

RENEWAL RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP

AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:     GROWTH RATE COMS
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE TIAS
RENEWAL PAYOUT:          CASHED OUT

--------------------------------------------------------------------------------

# 13 - SUITE 8         , STATIC VACANCY
BASE LEASE DATES:        12/2019 TO 11/2020
TYPE OF TENANT:          OFFICE
SQUARE FOOTAGE:          2,000
MARKET RATE: RNTL
GROWTH RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - MARKET RATE RNTL

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:     GROWTH RATE COMN
PAYOUT:          CASHED OUT

ALTERATIONS:     MARKET RATE TIAN
PAYOUT:          CASHED OUT

SPECULATIVE RENEWALS:

         LENGTH        VACANT   SQ FT     MONTHS OF
TERM  YEARS.MONTHS     MONTHS  INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----  ------------     ------  --------   ---------  -----------   -----------

RENEWAL MINIMUM RENT:
MARKET RATE RNTL MULTIPLIED BY 1.000
WITH /SF/YR STEPS OF

RENEWAL RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:     GROWTH RATE COMS
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE TIAS
RENEWAL PAYOUT:          CASHED OUT

--------------------------------------------------------------------------------

# 14 - SUITE A         , TACO BELL
BASE LEASE DATES:        9/1996 TO 8/2001
TYPE OF TENANT:          OFFICE
SQUARE FOOTAGE:          2,500
MARKET RATE: RNTL
GROWTH RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  12.00/SF/YR

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME

PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: GROWTH RATE COMN
PAYOUT:      CASHED OUT

ALTERATIONS: NONE

OPTION 1 DATES:        9/2001 TO 8/2006
SQUARE FOOTAGE:        2,500

MINIMUM RENT:
INITIAL RENT -   13.00/SF/YR

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH        VACANT   SQ FT     MONTHS OF
TERM  YEARS.MONTHS     MONTHS  INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----  ------------     ------  --------   ---------  -----------   -----------

  1       5.00           8       NONE       FRER         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE RNTL MULTIPLIED BY 2.000
WITH /SF/YR STEPS OF

RENEWAL RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER  100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  200 - RE TAX RECOVERY
PRO RATA SPARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:     GROWTH RATE COMS
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE TIAS
RENEWAL PAYOUT:          CASHED OUT

                        MARTINTOWN PLAZA SHOPPING CENTER
                            PROJECT DESIGNATOR: MTPL
                                EXPIRATION REPORT
                        YEARS 1997 TO 2009, ALL TENANTS,
                     INCLUDING OPTIONS, EXCLUDING RENEWALS,
                    EXCLUDING BASE LEASES AND PRIOR OPTIONS,
                      BASE RENTS INCLUDING CPI ADJUSTMENTS,
                           INCLUDING PERCENTAGE RENTS

                                   TERM/     BASE              TOTAL   MARKET
      TENANT           SQUARE FT  END DATE  RENT/SF  RECV/SF  RENT/SF  RENT/SF
------------------     ---------  --------  -------  -------  -------  -------

# 4-SUITE 80                      INITIAL
LADIES WORKOUT EXP       10,125   10/1996     6.00     0.82     6.82    6.00

# 10-SUITE 50                     INITIAL
LOGAN BEAUTY SCHOL        2,500   12/1996     6.00     0.90     6.90    6.00
                         ------              -----    -----    -----   -----
 2 FY 97 EXPIRATIONS     12,625               6.00     0.84     6.84    6.00

# 9-SUITE 110                     INITIAL
LUCKY LYNN STORE          3,000    5/1998     9.00     0.94     9.94    6.00
                         ------              -----    -----    -----   -----
 1 FY 98 EXPIRATIONS      3,000               9.00     0.94     9.94    6.00
                         ------              -----    -----    -----   -----
 3 CUMULATIVE EXPS       15,625               6.58     0.86     7.43    6.00

# 8-SUITE 10                      INITIAL
ROSE NAILS                2,000    4/1999     6.00     0.89     6.89    6.18
                         ------              -----    -----    -----   -----
 1 FY 99 EXPIRATIONS      2,000               6.00     0.89     6.89    6.18
                         ------              -----    -----    -----   -----
 4 CUMULATIVE EXPS       17,625               6.51     0.86     7.37    6.02

# 7-SUITE 140                     OPTION 1
LITTLE CESEARS            1,400    9/2001    12.50     1.05    13.55    6.56

# 6-SUITE VAC-2A                  INITIAL
LADIES WORKOUT EXP        7,816   10/2001     4.00     0.96     4.96    4.37
                         ------              -----    -----    -----   -----
 2 FY102 EXPIRATIONS      9,216               5.29     0.97     6.26    4.70
                         ------              -----    -----    -----   -----
 6 CUMULATIVE EXPS       26,841               6.09     0.90     6.99    5.57

================================================================================
                                                       ADDENDUM J QUALIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                                W. SCOTT BRADFORD
                           Senior Real Estate Analyst

                CB Commercial Real Estate Group, Inc. - Appraisal
                         100 Galleria Parkway, Suite 550
                             Atlanta, Georgia 30339
                                 (404) 951-7843


                                   EDUCATIONAL

B.S. in Management, Guilford College, Greensboro, Georgia
M.S. in Real Estate, Georgia State University, Atlanta, Georgia

Appraisal Institute:
          Courses lA-1, 1A-2, lB-A, lB-B, 2-1, and 2-3

                                  CERTIFICATION

Certified Real Estate Appraiser: State of Georgia Certificate Number 00 1784

                                  PROFESSIONAL

                               Appraisal Institute

Candidate - Appraisal Institute

                              EMPLOYMENT EXPERIENCE

1989-1993        John Booth & Associates                   Atlanta, Georgia
1993-Present     CB Commercial Real Estate Group, Inc.     Atlanta, Georgia
                 Appraisal
                 Southeast Region,
                 Senior Real Estate Analyst
                 Appraiser

================================================================================
                                                       ADDENDUM J QUALIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                             RONALD A. NEYHART, MAI
                              First Vice President
                                Regional Manager

               CB Commercial Real Estate Group, Inc., - Appraisal
                         100 Galleria Parkway, Suite 550
                             Atlanta, Georgia 30339
                                 (770) 951-7874


                                   EDUCATIONAL

B.S. Finance and Management - Florida State University

Appraisal Institute
          Course lA-1, 1A-2, lB-A, lB-B, 2-1,2-2, SPP

                           LICENSE(S)/CERTIFICATION(S)

Registered Real Estate Salesman - State of Florida
State of Georgia Real Estate Appraisal Board - Certified Real Estate Appraiser -
  C000490

                                  PROFESSIONAL

                               Appraisal Institute

Member, (MAI) Appraisal Institute, Certification No.8484

                               Other Affiliations

Realtor - Associate of the Atlanta Board of Realtors, Inc.

                              EMPLOYMENT EXPERIENCE


1979-1982      American Appraisal Associates, Staff Appraiser        Atlanta, Georgia
1982-1983      Cigna Securities, Account Executive                   Atlanta, Georgia
1983-1984      Johnson, Lane, Space, Smith & Co., Account Executive  Atlanta, Georgia
1984-Present   First Vice President, Regional Manager                Atlanta, Georgia
               CB Commercial Real Estate Group, Inc.
               Appraisal
               Southeast Region

--------------------------------------------------------------------------------

                         [LETTERHEAD OF CB COMMERCIAL]

May 8, 1996

Mr. Josh Kane
Chief Financial Officer
MARK CENTERS TRUST
660 Third Avenue
Kingston, PA 18704

Re:   17 Shopping Centers
      Nationwide

Dear Mr. Kane:

At your request, we are pleased to submit the following proposal to appraise the above referenced properties. The purpose of this assignment is to estimate the market value of the leased fee interest. We understand the appraisal reports are to be used for mortgage underwriting purposes. We also understand that the reports will be used by Mark Centers Trust and Morgan Stanley. The properties are briefly described on attachment "A".

Our complete valuation will be presented in a self contained (narrative) format and will contain a complete description of the property along with pertinent exhibits and photographs together with supporting factual data and analysis necessary to convey our opinion of value. We will value the property based upon the cost, income and market approaches to value, where applicable, correlating our findings into a final value conclusion.

The report will be prepared in conformity with and will be subject to the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Each report will also conform to the Uniform Standards of Professional Appraisal Practice ("USPAP") and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and the Morgan Stanley Capital Appraisal Standards described in Attachment "B".

We assume that there are no major or significant items of deferred maintenance beyond normal wear and tear for properties of their age as of the date of the appraisal which would require the expertise of a professional contractor to estimate the cost of such repairs. If such repairs need to be considered in this appraisal, such estimates are to be provided by a qualified firm hired by you and at no cost to us.

The total fee for the assignment is $68,000 ($4,000 per property) including all travel and related expenses which is due and payable upon delivery of the reports. If we are asked to cancel the assignment within two weeks of our engagement an upset fee equal to 50% will be due and payable. If cancellation occurs between two and three weeks, the upset fee will be equal to 75% and any time after three weeks the full fee will be due and payable.

We will furnish you with three copies of our final report within four to five weeks of our authorization. Authorization occurs upon our receipt of an executed copy of this proposal and our delivery date is contingent upon the timely receipt of all necessary property information, financial statements and detailed lease information. If all requested data and information is not available as of the authorized date, we reserve the right to extend the delivery date by the amount of time it takes to receive the requested information.

May 8, 1996
Mr. Kane
Page 2

In order to complete this assignment in a timely manner, we will require the following specific information, if available:

     o    Copy of Ground Lease, if Leasehold
     o    Legal descriptions.
     o    Current rent roll.
     o    Copy of Leases or abstracts
     o    Expense reimbursements on a tenant by tenant basis
     o    Building area calculations and surveys.
     o    Operating statements for the past three full years.
     o    Current year expenses to date.
     o    A copy of the current budget.
     o Copies of any toxic engineering reports dealing with underground tanks, PCB's, asbestos or chemical spills, if available.
     o    A copy of the next fiscal year's budget, if available.
     o A list of major repairs which have recently been made, or are scheduled to be made in the next 18 months.
     o Name and phone number(s) of on-site superintendent(s), or local management firm or trustee for physical inspection.
     o Notice of any pending changes to the rent roll or pertinent information regarding the current status of the tenants.

If we are requested to give court testimony an additional fee will be charged on an hourly basis at $300 per hour for designated MAI-appraisers and $175 for non-designated appraisers. Said hourly billings pertain to court preparation, waiting and travel time, document review and preparation (excludes narrative appraisal report) and all meetings related to court testimony.

The client may provide only complete, final copies of the appraisal report to third parties who shall rely on such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Commercial, or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

In addition to the fee for this assignment, you agree to compensate us at a rate to be mutually agreed to, for any time expended by us should we be required (by subpoena or otherwise) or requested by you, your representatives or other entity to become involved in any litigation or

May 8, 1996
Mr. Kane
Page 3

legal proceeding in any way involving this engagement to which we are not a party, the appraisal work we produce or the property which is the subject of this assignment. You also agree to pay, on demand, all reasonable expenses which we incur in connection with any litigation or proceedings including the fees of our attorneys.

You acknowledge that we are being retained hereunder as an independent contractor to perform the services described herein and nothing in this agreement shall be deemed to create any other relationship between us. This assignment will be deemed concluded and the services hereunder completed upon delivery to you of the appraisal report discussed herein.

If these terms are acceptable, please authorize us to proceed by having an officer of the corporation, managing general partner, principal, owner, or a contractually responsible party sign the enclosed copy of this proposal with "Terms and Conditions" and return it to us for our permanent file. Upon receipt of your authorization, we will schedule the necessary personnel to complete the project in a timely manner.

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please do not hesitate to give me a call.

Sincerely,

CB COMMERCIAL REAL ESTATE GROUP, INC.
Appraisal


/s/  Michael R. Pecorino
Michael R. Pecorino, MAI

MRP:jf

cc:  Douglas W. Haney

Enclosure

                                AGREED & ACCEPTED


--------------------------------------    --------------------------------------
Signature                                 Title


--------------------------------------    --------------------------------------
Name (type or print)                      Date


Office #:                                 Fax #:
         -----------------------------          --------------------------------

                                   TERM/     BASE              TOTAL   MARKET
      TENANT           SQUARE FT  END DATE  RENT/SF  RECV/SF  RENT/SF  RENT/SF
------------------     ---------  --------  -------  -------  -------  -------

# 14-SUITE A                       OPTION 1
FAST FOOD VACANCY         2,500    8/2006     13.00    1.14    14.14    7.60
                         ------               -----   -----    -----   -----
 1 FY107 EXPIRATIONS      2,500               13.00    1.14    14.14    7.60
                         ------               -----   -----    -----   -----
 7 CUMULATIVE EXPS       29,341                6.68    0.92     7.60    5.74

                        MARTINTOWN PLAZA SHOPPING CENTER
                             PROJECT DESIGNATOR MTPL
                            AVERAGE OCCUPANCY REPORT
                                 FOR ALL TENANTS

                  1996     1997     1998     1999     2000     2001     2002     2003     2004     2005     2006     2007     2008
                -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
JANUARY         117,457  127.273  129,773  126,773  129,773  129,773  118,057  129,773  127,773  129,773  129,773  118,057  126,773
FEBRUARY        117,457  127,273  129,773  129,773  129,773  129,773  118,057  126,773  127,773  129,773  129,773  119,457  126,773
MARCH           117,457  127,273  129,773  129,773  129,773  129,773  118,057  126,773  127,773  129,773  129,773  137,398  126,773
APRIL           117,457  127,273  129,773  129,773  129,773  129,773  118,057  126,773  127,773  129,773  129,773  137,398  126,773
MAY             119,457  127,273  129,773  127,773  129,773  129,773  120,557  126,773  127,773  129,773  127,273  139,898  126,773
JUNE            119,457  127,273  126,773  127,773  129,773  129,773  121,957  126,773  127,773  129,773  125,873  139,898  129,773
JULY            119,457  127,273  126,773  127,773  129,773  129,773  129,773  126,773  127,773  129,773  118,057  139,898  129,773
AUGUST          119.457  127,273  126,773  127,773  129,773  129,773  129,773  126,773  127,773  129,773  118,057  139,898  129,773
SEPTEMBER       121,957  129,773  126,773  127,773  129,773  127,273  129,773  126,773  129,773  129,773  115,557  139,898  127,773
OCTOBER         121,957  129,773  126,773  127,773  129,773  125,873  129,773  129,773  129,773  129,773  115,557  136,898  127,773
NOVEMBER        119,648  129,773  126,773  127,773  129,773  118,057  129,773  129,773  129,773  129,773  115,557  136,898  127,773
DECEMBER        129,773  129,773  126,773  127,773  129,773  118,057  129,773  129,773  129,773  129,773  115,557  126,773  127,773
                -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
AVERAGE SF
 OCCUPIED-OCSF  120,083  128,106  128,023  128,190  129,773  127,287  124,448  127,773  128,440  129,773  122,548  134,364  127,856

TOTAL SF-GRSF   136,378  136,378  136,378  136,378  136,378  136,378  136,378  136,378  136,378  136,378  136,378  136,378  136,378
                -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
OCCUPANCY %       88.05    93.93    93.87    94.00    95.16    93.33    91.25    93.69    94.18    95.16    89.86    98.52    93.75
                =======  =======  =======  =======  =======  =======  =======  =======  =======  =======  =======  =======  =======

================================================================================
                                              ADDENDUM I LETTER OF AUTHORIZATION
--------------------------------------------------------------------------------

                                   Addendum I

                            LETTER OF AUTHORIZATION

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                               COMPLETE APPRAISAL
                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                                SHILLINGTON PLAZA
                                   Located at

                                1 Parkside Avenue
                              Reading, Pennsylvania



                                   [LOGO] CB
                                   COMMERCIAL

                          Delivering Solutions Through
                           Local Knowledge Worldwide

                               COMPLETE APPRAISAL
                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                                SHILLINGTON PLAZA
                                   Located at

                                1 Parkside Avenue
                              Reading, Pennsylvania
                              CB File No. 96-093-N


                                  DATE OF VALUE

                                  June 1, 1996


                                  PREPARED FOR



                                 MORGAN STANELY
                             MORTGAGE CAPITAL, INC.
                                  1585 Broadway
                               New York, NY 10036



                                   PREPARED BY

                      CB COMMERCIAL REAL ESTATE GROUP, INC.
                               APPRAISAL SERVICES
                        560 Lexington Avenue - 16th Floor
                            New York, New York 10022

                         [LETTERHEAD OF CB COMMERCIAL]


June 17, 1996

MORGAN STANLEY
MORTGAGE CAPITAL, INC.
1585 Broadway
New York, NY 10036

RE:   SHILLINGTON PLAZA
      1 Parkside Avenue
      Reading, Pennsylvania
      CB File No. #95-093N

Dear Ladies and Gentlemen:

At your request, CB Commercial Real Estate Group, Inc. has prepared a Complete Appraisal presented in a self-contained appraisal report of the market value of the leased fee interest.

The subject property is a one-story community strip center known as Shillington Plaza containing a gross leasable area of 150,742 square feet. The subject is anchored by K-Mart which consists of 94,500 square feet, Weiss Market consisting of 40,107 square feet, and Revco Drugs with 7,200 square feet. These three anchor stores occupy approximately 94% of the rentable square feet of the center. The improvements were constructed in 1974 and were in average condition as of the date of our analysis.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The entire report, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

Based on research and analysis contained in this report, it is estimated that the market value of the leased fee interest in Shillington Plaza, subject to the Certification, Assumptions, and Limiting Conditions in this appraisal report, as of June 1, 1996, is

               --- FOUR MILLION EIGHT HUNDRED THOUSAND DOLLARS ---
                                  ($4,800,000)

The following appraisal sets forth the most pertinent data gathered, methodology, and reasoning leading to our opinion of value. The analyses, opinions, and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP) and the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. Furthermore, this report has been prepared in conformance with our interpretation of the appropriate regulations and guidelines set forth by Morgan Stanley.

MORGAN STANLEY

June 17, 1996
Page 2

It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CB Commercial Real Estate Group, Inc. can be of further service, please do not hesitate to contact us.

Respectfully Submitted,

CB COMMERCIAL REAL ESTATE GROUP, INC.
APPRAISAL SERVICES

by:


/s/Maggie Argyros                         /s/Michael R. Pecorino
-------------------------------           -------------------------------
Maggie Argyros                            Michael R. Pecorino, MAI
Real Estate Analyst                       Senior Vice President
                                          Northeast Regional Manager
                                          PA State Certification No. GA-001096-R

================================================================================
                                                 CERTIFICATION OF THE APPRAISERS
--------------------------------------------------------------------------------

                         CERTIFICATION OF THE APPRAISERS

We certify that to the best of our knowledge and belief:

      1. The statements of fact contained in this report are true and correct.

      2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

      3. We have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

      4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, such as the approval of a loan.

      5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. In addition, this report conforms to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act (FIRREA).

      6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

      7. Michael R. Pecorino has completed the requirements of the continuing education program of the Appraisal Institute.

      8. Maggie Argyros has made a personal inspection of the property that is a subject of this report. Michael R. Pecorino did not make a personal inspection of the appraised property.

      9. No one provided professional assistance to the persons signing this report.

      10. Maggie Argyros and Michael R. Pecorino have extensive experience in the appraisal/review of similar property types.

      11. Michael Pecorino is certified in the state where the subject is located.



/s/Maggie Argyros                         /s/Michael R. Pecorino
-------------------------------           -------------------------------
Maggie Argyros                            Michael R. Pecorino, MAI
Real Estate Analyst                       Senior Vice President
                                          Northeast Regional Manager

--------------------------------------------------------------------------------

================================================================================
                                                             SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------

                               SUBJECT PHOTOGRAPHS


                               [GRAPHIC OMITTED]

                        EXTERIOR VIEW OF SHOPPING CENTER


                               [GRAPHIC OMITTED]

                          EXTERIOR VIEW OF STRIP CENTER

--------------------------------------------------------------------------------

================================================================================
                                                             SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

                             EXTERIOR VIEW OF KMART



                               [GRAPHIC OMITTED]

                   EXTERIOR VIEW OF MERIDIAN BANK (OUTPARCEL)

--------------------------------------------------------------------------------

================================================================================
                                                        SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

                            SUMMARY OF SALIENT FACTS

Property Name:                      Shillington Plaza

Location:                           1 Parkside Avenue
                                    Reading, Pennsylvania

Assessor's Parcel Number:           Map 4395-06, Block 29, Lot 8602

Property Description:               The subject property is a single-story
                                    community shopping center containing a total gross leasable area of 150,742 square feet.
                                    The center is anchored by K-Mart, Weiss
                                    Market, and Revco Drugs.

Highest and Best Use

As Vacant:                          Land banking until such time that retail
                                    development becomes financially feasible.

As Improved:                        As a presently utilized - a community
                                    shopping center

Property Rights Appraised:          Leased fee Interest

Date of Value:                      June 1, 1996

Land Area                           893,851 square feet, or 20.52 acres

Improvements

Building Area:

     Gross Leaseable Area:          150,742 square feet

Year Built:                         1974

Overall Condition:                  Average to good.

Estimated Marketing Time:           Based on the size of the subject property
                                    and the number of different uses that exist, we have estimated the marketing time to be less than 12 months.

Financial Indicators

Current Occupancy:                  100%

Market Rental Rate:                 $ 5.00 psf          Anchor
                                    $ 8.00 psf          7,000 sf
                                    $11.00 psf          1,200 to 2,500 sf

Income Growth Rate:                 3.0%

Estimated Stabilized Expenses:      $1.32 psf

--------------------------------------------------------------------------------

================================================================================
                                                        SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

Expense Growth Rate:                3.0%

Going-In Overall Capitalization
  Rate Selected:                    10.5%

Going-In Overall Capitalization
  Rate Implied:                     11.2%

Terminal Overall Capitalization
  Rate:                             11.0%

Discount Rate:                      12.5%

Valuation

Income Capitalization Approach:     $4,800,000

Sales Comparison Approach:          $4,800,000

Final Value                         $4,800,000

Unit value (per square foot):       $31.84/SF

--------------------------------------------------------------------------------

================================================================================
                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

CERTIFICATION OF THE APPRAISERS                                                i

AREA ANALYSIS                                                                  7

NEIGHBORHOOD INFLUENCES                                                       13

MARKET ANALYSIS                                                               17

SITE ANALYSIS                                                                 22

IMPROVEMENT ANALYSIS                                                          24

ZONING                                                                        27

TAX AND ASSESSMENT DATA                                                       28

HIGHEST AND BEST USE                                                          29

APPRAISAL METHODOLOGY                                                         32

SALES COMPARISON APPROACH                                                     34

INCOME CAPITALIZATION APPROACH                                                41

RECONCILIATION OF VALUE                                                       64

ASSUMPTIONS AND LIMITING CONDITIONS                                           67

ADDENDA

      A.    Glossary of Terms
      B.    Legal Description
      C.    Improved Comparable Sales
      D.    Rental Comparables
      E.    Strategic Mapping, Inc.
      F.    Rent Roll
      G.    Pro-ject Assumptions
      H.    Engagement Letter
      I.    Qualifications

--------------------------------------------------------------------------------

                                  INTRODUCTION

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

                                  INTRODUCTION

PROPERTY IDENTIFICATION

The subject is known as Shillington Plaza and is located at 1 Parkside Avenue in Reading, Cumru Township, Berks County, Pennsylvania. The city assessor's tax identification number is Map 4395-06, Block 29, Lot 8602. A full metes and bounds legal description is included in the Addenda

OWNERSHIP AND PROPERTY HISTORY

The subject is currently owned by Marcorp Associates Three, L.P. . The subject was last transferred September 26, 1994 for $4,000,000, or $26.53 per square foot. The property was purchased from Shillington L.P.

DATES OF INSPECTION AND VALUATION

The site was inspected by Maggie Argyros on June 5, 1996. Michael R. Pecorino, MAI did not inspect the subject or the comparables, but reviewed this report and concurs with the conclusions. The date of valuation is June 1, 1996.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the market value of the leased fee interest in the subject property as of the date of the appraisal.

Market value is defined as follows:

      Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

TERMS AND DEFINITIONS

Please refer to the Addenda for a Glossary of the Terms and Definitions that are, and may be used in this appraisal.

INTENDED USE OF REPORT

This appraisal is for mortgage underwriting purposes.

PROPERTY RIGHTS APPRAISED

The value estimated represents the leased fee interest.

DEFINITION OF THE LEASED FEE INTEREST

The term "leased fee interest" as used in this report, is defined as:

An ownership interest held by a landlord with the right of use and occupancy conveyed to other; usually consists of the right to receive rent and the right to repossession at the termination of the lease.

(The Dictionary of Real Estate Appraisal, The Appraisal Institute, Chicago, Illinois, 1984, p. 179).

----------
(1) The definition of market value is taken from : The Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, 34.42(f), August 24, 1990. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The following steps were completed by CB Commercial for this assignment:

      1.    Analyzed regional, neighborhood, site, and improvement data.

      2.    Inspected the subject and the neighborhood.

      3. Reviewed data regarding taxes, zoning, utilities, easements, and city services.

      4. Considered comparable improved sales and comparable improved building rental information. Confirmed data with principals, managers, or real estate agents representing principals, unless otherwise noted.

      5. Analyzed the data to arrive at conclusions via each approach to value used in this report.

      6. Reconciled the results of each approach to value employed into a probable range of market data and finally an estimate of value for the subject, as defined herein.

      7. Estimated a reasonable exposure time associated with the value estimate.

The subject site and improvement descriptions are based on a personal inspection of the property, discussions with management, and a review of the provided information. The inspection is not a substitute for thorough engineering studies.

To develop the opinion of value, CB Commercial performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice. This means that no departures from Standard 1 were invoked.

This is a complete appraisal, in the form of a Self-Contained Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Standards of Professional Appraisal Practice. In a complete appraisal, CB Commercial uses all known applicable approaches to value. The value conclusion reflects all known information about the subject property, market conditions, and available data.

The Self-Contained Report incorporates to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. It also includes thorough descriptions of the subject property and the market for the subject property type.

SPECIAL APPRAISAL INSTRUCTIONS

The client did not give us special appraisal instructions.

MARKETING PERIOD

The marketing period section is divided into reasonable exposure time and reasonable marketing time. Exposure time differs from marketing time. Marketing time is the period

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                                                                    INTRODUCTION
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required to sell a real property interest at market value during the period immediately after the effective date of the appraisal. Exposure time is always presumed to precede the effective date of the appraisal.

Exposure time is not intended to be a prediction of a date of sale or a one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

      o     statistical information about days on the market

      o     interviews of market participants.

The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions.

Reasonable Exposure Time

Exposure time is always presumed to precede the effective date of the appraisal. It is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but adequate, sufficient, and reasonable marketing effort. Exposure time and appraisal conclusion of value are therefore interrelated.

Exposure time is often expressed as a range and is based on direct and indirect market data gathered during the market analysis, sales verifications, interviews with market participants, and other appropriate sources. The amount of time which a property will require to be marketed varies greatly depending on a number of factors including market conditions, listing price, terms of sale offered, and competitive listing inventory.

In addition to considering each of the factors noted above, CB Commercial considered:

      o     the most recent CB Commercial National Investor Survey, and

      o the opinions of local knowledgeable real estate brokers and investors.

Market Conditions

Throughout the country, market conditions for most property types, especially those considered Class A and B, have improved over the last year. The market conditions that directly impact the subject are described in this report and illustrate how exposure time is correlated with listing inventory, competitive pricing structures, and marketing efforts.

CB Commercial National Investor Survey

In the most recent issue of the CB Commercial National Investor Survey, published in the first quarter 1996 CB Commercial surveyed a wide range of investors for property type preferences

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                                                                    INTRODUCTION
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and specific marketing times. Investors indicated that exposure requirements for investment property generally decreased by 0.4 months from first quarter 1995. The average marketing time for all responses has decreased 3.5 months since second quarter 1993. Currently, the marketing period is 6.4 months for a Class A Power retail center. For all types of retail properties, the marketing period ranges from 0 to 18 months with an average of 11 months.

Real Estate Broker Surveys

As another information source, appraisers solicited the opinions of real estate brokers knowledgeable in the subject property type. The majority estimated that the property could likely be sold within a 12 month time span. All assumed that property would be appropriately priced and marketed.

Exposure Time Conclusion

In conclusion, based on the foregoing analysis, an exposure time of less than 12 months is reasonable, defensible, and appropriate. Like the brokers surveyed, CB Commercial assumes that the subject property would have been competitively priced and aggressively promoted on a national basis.

Reasonable Marketing Time

Reasonable marketing time is the period a prospective investor would forecast to sell the subject property immediately after the date of value, at the value estimated. Anticipated marketing time is essentially a measure of the perceived level of risk associated with the marketability, or liquidity, of the subject as an investment grade property. The sources for this information include those used in estimating the reasonable exposure time, but also an analysis of the anticipated changes in market conditions following the date of appraisal. In other words, the reasonable marketing time is the number of months it will require to sell the subject property from the date of value, into the future.

The reader must understand, however, that the future price for the subject property (at the end of the marketing time) may or may not equal the appraisal estimate. The future price depends on unpredictable changes in the physical real estate, demographic and economic trends, real estate markets in general, supply/demand characteristics for the property type, and many other factors.

Based on the premise that present market conditions are the best indicators of future performance, a prudent investor will forecast that, under the conditions described above, the subject property will require a marketing time of less than 12 months.

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                                                                   AREA ANALYSIS
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                                REGIONAL AREA MAP


                               [GRAPHIC OMITTED]


Compiled by:  CB Commercial Real Estate Group, Inc.

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                                                                   AREA ANALYSIS
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                                  AREA ANALYSIS

The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property.

A regional map indicating the location of the subject is presented on the previous page.

REGIONAL INFLUENCES

Location

The subject is located within Berks County, Pennsylvania. Berks County, which is also known as the Reading Metropolitan Statistical Area (MSA), is located in the southeastern portion of Pennsylvania, approximately 35 miles northwest of downtown Philadelphia. The county is surrounded by Chester and Lancaster Counties to the south, Lebanon County to the west, Schuylkill and Lehigh Counties to the north, and Montgomery County to the east.

Population

The Berks County region had a population of 336,523 people as of the 1990 Census. The population in Berks County represents only a small portion of the
12.3 million people residing in the state of Pennsylvania. The population of Berks County was estimated to be 349,909 as of year-end 1995 by Strategic Mapping, Inc. This indicates an increase of 13,386 persons or 3.98% from the 1990 census. The following table shows the 1980 and 1990 census figures, as well as the 1995 estimates for the region.

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                             BERKS COUNTY POPULATION
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  1980            1990        1980 - 1990           1995            1990 - 1995
                               % Change                              % Change
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312,509         336,523          7.68%             349,909             3.98%
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Source:  U.S. Census Bureau
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                                                                   AREA ANALYSIS
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Demographic statistics for Berks County are summarized in the following table.

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                           SELECTED AREA DEMOGRAPHICS
                                  BERKS COUNTY
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Population
       2000 Estimate                                                359,567
       1995 Estimate                                                349,909
       1990 Census                                                  336,523
       1990-1995 % Change                                             3.98%
Households
       2000 Estimate                                                135,602
       1995 Estimate                                                132,343
       1990 Census                                                  127,649
       1990-1995% Change                                              3.68%
1995 Median Household Income                                       $ 36,463
1995 Average Household Income                                      $ 44,076
1995 Average Home Value                                            $ 90,917
1990 % College Graduates                                             20.10%
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Source:  Strategic Mapping, Inc. and the U.S. Bureau of the Census
Compiled by:  CB Commercial Real Estate Group, Inc.
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A review of these figures shows that the Berks County region has witnessed continued growth over the past several years. The population has increased approximately .77% per annum from 1980 to 1990 and .80% from 1990 to 1995. As a result, it appears that the population trend from the previous decade has continued which is positive for the region.

Population estimates for Berks County over the next five years indicate that growth is anticipated to be approximately 2.76% for the five-ear period. This indicates average annual growth of .55% per annum. As a result, the population in Berks County over the next several years is projected to increase modestly.

Households

Similar to the population level within Berks County, the number of households has grown in recent years and is projected to increase over the next five years. Between 1990 and 1995, household growth in Berks County was 3.68%. Projections for the year 2000 indicates continued growth with the number of households increasing by 2.46%. While experiencing a significant decline between 1980 and 1990, the average household size did not change significantly in 1995 (2.57) and is expected to remain fairly stable over the next five years. In

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                                                                   AREA ANALYSIS
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Berks County, the average household size declined from 2.66 in 1980 to 2.56 in 1990. It is projected to increase slightly to 2.58 by 2000.

Income

Berks County had a 1995 median household income of $36,463, compared to $34,235 for the State of Pennsylvania. The median household income for the area is projected to increase to $41,394 by 2000, or a 2.15% average annual increase. A breakdown of the household income characteristics for Berks County is shown on the following table:

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                 HOUSEHOLD INCOME CHARACTERISTICS - BERKS COUNTY
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                            1980          1990         1995 Est.      2000 Proj.
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$0 - $9,999                 26.5%        12.1%           10.2%           8.6%
$10,000 - $14,999           15.3%         8.2%            7.3%           6.3%
$15,000 - $24,999           29.9%        17.2%           15.0%          12.7%
$25,000 - $34,999           17.3%        17.1%           15.1%          13.7%
$35,000 - $49,999            7.9%        21.6%           20.9%          19.4%
$50,000 - $74,999            2.2%        16.3%           19.6%          21.9%
$75,000 - $99,999            0.8%         4.3%            6.6%           8.8%
$100,000 - $149,999          --           2.0%            3.6%           6.1%
$150,000+                    --           1.1%            1.6%           2.4%
TOTAL                      100.0%       100.0%          100.0%         100.0%
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Source:  Strategic Mapping, Inc.
Compiled By:  CB Commercial Real Estate Group, Inc.
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Referring to the breakdown of household income, it is evident that Berks County has witnessed steady increases in all income categories. In 1980 there was no percentile of the population above the $100,000 mark; however, the figures in 1990 indicate that 3.1% of the households are now represented. Furthermore, this figure is estimated to have increased to approximately 5.2% in 1995. Projections for household income over the near term indicate that the increases previously witnessed should continue, albeit a slower rate.

Employment

Berks County has a relatively diverse economic base. Manufacturing comprises the largest portion of total employment at approximately 27.7%, while Trade comprises the second largest component of 23.9% with Services the third largest at 23.8%.

The following table outlines total employment and the composition of the different employment industries in Berks County (a.k.a. Reading MSA). The figures illustrated below reflect the most recently published employment totals as of March 1996.

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                                                                   AREA ANALYSIS
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         NON-AGRICULTURAL INSURED EMPLOYMENT BY MAJOR INDUSTRY DIVISION
         March 1996 and March 1995 Comparison - NOT SEASONALLY ADJUSTED
                        BERKS COUNTY (A.K.A. READING MSA)
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Industry              Employment      Share    Employment      Share      Change
                     As of March              As of March              1995-1996
                            1996                     1995
                        IN (000s)                IN (000s)
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Manufacturing               43.3       27.7%         43.6       27.8%      -0.7%
Construction/Mining          5.8        3.7%          5.9        3.8%      -1.7%
TCPU                         7.0        4.5%          7.0        4.5%       0.0%
Trade                       37.5       23.9%         36.4       23.2%      +3.0%
FIRE                         9.1        5.8%          8.9        5.7%      +2.2%
Services                    37.2       23.8%         35.3       22.5%      +5.4%
Government                  19.3       12.3%         19.5       12.5%      -1.0%
                           -----      -----         -----      -----       -----
TOTALS                     159.2        100%        156.6        100%      +1.7%
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Source:  Bureau of Labor Statistics
Compiled by: CB Commercial Real Estate Group, Inc.
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Between March 1995 and March 1996, employment increased 1.7%. During this period, the service sector experienced an increase in employment by 5.4%. The trade and F.I.R.E. sectors also experienced increased employment by 3.0% and 2.2%, respectively. The services industry added the most jobs in absolute numbers and also had the greatest percentage increase.

The majority of the employers in Berks County are manufacturing in nature. The VF Corporation, the largest publicly held apparel manufacturer in the world is headquartered in the county. Carpenter Technology, which manufacturers stainless steel, have a large industrial park along the Schuylkill River in Reading. Further, Berks County is the headquarters and main manufacturing location for the Exide Corporation, the world's largest maker of automobile and industrial batteries. In addition, AT&T maintains a large research and development operation in Reading. Overall, no manufacturer accounts for more than 2.0% of the total workforce. The following chart summarizes the major employers within the county.

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                                                                   AREA ANALYSIS
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                              MAJOR AREA EMPLOYERS
                                  BERKS COUNTY
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       Organization                                            Industry
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       The Reading Hospital & Medical Center                  Service
       East Penn Manufacturing Co.                         Manufacturing
       Carpenter Technology                                Manufacturing
       AT&T Technologies                                   Manufacturing
       Boscov's Department Store                              Service
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Source: Pennsylvania Economic Development Agency
Compiled by:  CB Commercial Real Estate Group, Inc.
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Based on the latest figures from the Pennsylvania State Labor Department, in March 1996 the civilian labor force in the county of Berks was approximately 228,263, while total employment was 219,861. The following table compares the unemployment rate for the area to that of the state and national average.

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                                UNEMPLOYMENT RATE
                      COMPARISON BY COUNTY, STATE, AND U.S.
================================================================================
 Year                   Berks County             Pennsylvania          U.S.
 ----                   ------------             ------------          ----
3/1996                  3.7%                     5.9%                  5.8%
 1995                   4.8%                     5.9%                  5.6%
 1994                   8.8%                     6.2%                  6.1%
 1993                   8.1%                     7.1%                  6.9%
 1992                  10.5%                     7.6%                  7.5%
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Source:  Pennsylvania Department of Labor and Employment Security, Bureau
of Labor Market Information
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

Historically, in terms of unemployment, Berks County has consistently posted higher unemployment figures than the State of Pennsylvania and the U.S. as a whole. Over the past few years, however, the unemployment rate in Berks County has decreased considerably and outperforms the state and the U.S.. The unemployment rate dropped by over 50% from 1992 to 1995, indicating that the economy within the county has strengthened.

Transportation

The Berks County region contains excellent transportation routes. Some of the major routes that are in and around the county include Interstates 176 and 78, the Pennsylvania Turnpike, Routes 222, 61, 422, and several others. In addition, the Pennsylvania State Thruway is

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                                                                   AREA ANALYSIS
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located just south of Wyomissing in the county. Overall, the transportation routes servicing the area are considered to be adequate.

The nearest airport serving the Berks County region is Reading Municipal Airport which is situated just north of the subject in Reading. Numerous non-stop national and international flights are available from Harrisburg's Airport to the southwest of the county and also in Philadelphia.

Conclusion and Relevance to the Subject Property

The long-term outlook for Berks County is considered good. Its close proximity to Harrisburg and Philadelphia and adequate transportation network has resulted in a stable economy throughout the county. The stable population and economic base is also contributing to the improvement in all major real estate sectors.

Berks County has remained relatively stable during the past ten years. The employment sector appears to be strengthening in the area with the majority of employment dominated by manufacturers. Overall, the area appears stable, and significant changes are not anticipated.

NEIGHBORHOOD INFLUENCES

Location

The subject property is located at the northwest corner of Revere Boulevard (a.k.a. Route 724) and Lancaster Avenue (a.k.a. Route 222) in the city of Reading. The common mailing address is 1 Parkside Avenue, Reading, Pennsylvania. The geographic boundaries of the subject are not exact, but the immediate neighborhood is generally considered to be:

      North:            Wyomissing
      South:            Mohnton
      East:             Kenhorst
      West:             Spring Township

A neighborhood map indicating the location of the subject is presented on the following page.

Land Use

The subject is generally located in a suburban neighborhood. Developments in the immediate vicinity of the subject consists mainly of retail uses with residential uses located to the west and south. In the immediate vicinity of the subject property retail development is relatively mature, and includes a Hyundai car dealership and a new medical office facility. Located across the street from the subject, along Lancaster Avenue (a.k.a. Route 222) is a Rickle Home Center, AC Moore Arts & Crafts, a Pathmark supermarket, and a pretzel manufacturer. Developments along Revere Boulevard (a.k.a. Route 724) include a Dempsy's Restaurant and

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                                                                   AREA ANALYSIS
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a National Penn Bank. Approximately 2 miles northwest of the subject, along Route 724 is the Spring Towne Center, which was constructed in 1990 and consists of approximately 120,000 square feet. Anchors include Giant supermarket and CVS. Overall, the neighborhood appears to be approximately 90 percent developed.

Access

Accessibility to the neighborhood in general, and to the subject property, is considered adequate. Routes 222, 422, 61, 724, as well as several others provide the primary access to the site. Interstate 78 is located to the north of the subject and Interstate 76 is located south of the subject. These Interstates provide good high-speed east/west transportation routes to and from the county. The aforementioned roadways provide adequate accessibility throughout the neighborhood and other locations. In addition, the neighborhood has an adequate level of secondary roadways which further enhance accessibility. Reading Municipal Airport is situated north of the subject property.

Demographics

Selected Neighborhood demographics in a one, three, and five mile radius from the subject are shown in the following table:

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                            NEIGHBORHOOD DEMOGRAPHICS
                                   READING, PA
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                                          1 mile         3 mile         5 mile
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Population
       1995 Estimate                        6,807         56,099        173,010
       1990 Census                          6,528         53,705        168,536
       1990-1995 % Change                    4.27%          4.45           2.65%
Households
       1995 Estimate                        2,755         22,312         69,535
       1990 Census                          2,645         21,403         67,939
       1990-1995 % Change                    4.16%          4.25%          2.35%
1995 Median Household Income             $ 39,174       $ 40,324       $ 31,849
1995 Average Household Income            $ 44,438       $ 52,140       $ 41,688
1990 Average Home Value                  $ 82,397       $ 91,412       $ 71,861
1990 % College Graduates                     12.6%          15.8%          11.2%
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Source:  Strategic Mapping, Inc.
Compiled by:  CB Commercial Real Estate Group, Inc.
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                                                                   AREA ANALYSIS
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                              NEIGHBORHOOD AREA MAP


                               [GRAPHIC OMITTED]


Compiled by:  CB Commercial Real Estate Group, Inc.

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                                                                   AREA ANALYSIS
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As indicated by the previous table, the demographic profile becomes less favorable inside a five-radius. Income levels, as well as home values are significantly higher in a one-mile and three-mile radius. However, the population and households within a five-mile radius have continued to increase which is positive.

Growth and Trends

Retail growth has been concentrated north of the subject property in Wyomissing Hills and Sinking Spring. In 1990, the Spring Towne Shopping Center was developed on Route 724 in Sinking Springs. Within Wyomissing Hills, Berkshire Square Shopping Center was developed at Berkshire Mall in 1991. This center consists of approximately 320,000 square feet and is anchored by Wal-Mart, Hechingers, Staples, and Redners Supermarket. In March 1994, Lowe's Home Center opened a 110,000-square-foot facility and BJ's Warehouse opened a 120,000-square-foot store in Muhlenberg Township. Both of these developments are in the vicinity of the Fairground Square Mall off of Route 222. We are not aware of any proposed shopping centers within the city of Reading in upcoming years.

Conclusion and Relevance to the Subject Property

The subject is situated in a suburban neighborhood that features mainly retail related uses. The area has adequate accessibility to the local transportation system since Interstate highways are located to the north and south. The general character and uses in the area are not anticipated to change in the near future. In summary, we expect development and population to increase modestly over the foreseeable future.

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                                                                 MARKET ANALYSIS
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                                 MARKET ANALYSIS

Retail Overview

Reading has witnessed limited growth over the past few years despite the economic troubles the region has experienced. As noted in the previous section, the Spring Towne Center, which was constructed in 1990 and is located along Route 724, contains approximately 120,000 square feet. The anchor tenants are Giant supermarket and CVS. Berkshire Square Shopping Center was developed at Berkshire Mall in 1991 and is approximately three miles north of the subject. It contains 320,000 square feet and is anchored by Wal-Mart, Hechingers, Staples, and Redners supermarket. New development has been concentrated in the vicinity of Berkshire Mall with a new Home Depot. Within Muhlenberg Township, which is approximately six miles north of the subject, a Lowe's Home Center opened a 110,000-square-foot facility and BJ's Warehouse opened a 120,000-square-foot store. We are not aware of any proposed shopping centers within the city of Reading in upcoming years.

According to Strategic Mapping, Inc., total retail development within a three-mile radius of the subject property consists of approximately 2.4 million square feet. Furthermore, retail development within the five- and seven-mile radii account for 3.9 and 5.5 million square feet, respectively.

Local Retail Market

In order to project future performance of the retail space in the subject property consideration has been given to various market components that affect the supply and demand for this type of real estate property. Specifically we have:

o Inspected the site and surrounding areas for the purpose of familiarizing ourselves with all the locational and environmental factors. In this regard, we have directed our attention to the physical qualities of the site, access and circulation, surrounding uses, and relationship to sources of market support.

o Reviewed the principal economic growth trends in the area in industry, population and employment. Our intention was to identify the degree of underlying support for existing improvements and future growth.

o Analyzed existing and foreseeable market conditions for retail properties in the area.

o Analyzed demographics of the subject property's trade area as well identified competition in order to assess, the subject property's current as well as future position in the market.

Trade Area

The trade area of a shopping center is defined as the geographic area from which the sustaining patronage for steady support of a center is obtained. Determination of the

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                                                                 MARKET ANALYSIS
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boundaries is contingent upon various factors including but not limited to the nature of the center, accessibility, physical barriers, location of competing facilities, and limitations of driving time and distance.

The subject's general trade area is considered to be that which encompasses a seven-mile radius of the subject center. We broke this down further to include a three-mile ring (primary), a five-mile ring (secondary), and a seven-mile ring (tertiary).

Definition Of The Trade Area

The primary ingredients for success in these types of projects include the nature of the competition, population density, income levels, and disposable income. The actual size of the population needed to support this type of project cannot be fixed due to the complexities of the above factors, as well as changing methods of merchandising. Local conditions, such as number of households, income levels, and existing centers within the trade area can have the most dramatic impact upon any given project since these factors are what determine the purchasing power in an area. An additional ingredient leading to the success of a shopping center would be the tenant mix and characteristics of the leading tenants which attract shoppers to the project.

We have analyzed demographic data, competition, income levels for the subject trade area in the following sections. The demographic profiles of the primary, secondary, and tertiary trade areas are presented in the Neighborhood Influences section of the report. Additional demographic information is contained within the Strategic Mapping, Inc. Profile Report located within the Addenda.

Population

The sales potential of a center is directly related to its proximity to the number of potential patrons. The historical and projected trends for population are important to examine when analyzing the trade area of a shopping center.

The historical population trends for the subject's trade areas indicate an increase in population between 1980 and 1995 followed by a further increase projected from 1995 to the year 2000. In the primary trade area the population increased by 5.6% between 1980 and 1990 to 53,705 and then witnessed an increase to 56,099 in 1995. Population projections indicate a further increase to 57,825 between 1995 and the year 2000. Both the secondary and tertiary trade areas witnessed a similar pattern and future trend in population in these areas.

In order to further analyze the population change, we have examined the distribution of the population by age. When analyzing the population distribution by age, it should indicate in what age groups the population shifts are projected to take place. This is important to

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                                                                 MARKET ANALYSIS
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distinguish if it will have a great impact on the retail sales of the subject center. Shifts in the age groups under 24 years of age will affect the subject; however, less drastically than changes in the subject's core market approximately between the ages of 25 and 54.

As illustrated in the Profile Report located in the Addenda, a large percentage of the population in all three trade areas are in the age groups from 25 - 54. Estimated figures for 1995 indicated that the median age was slightly higher than the 1990 census in all three trade areas ranging from 36.9 to 40.4. Overall, the diversification among age groups is very common among other retail trade areas.

Household Trends

When analyzing the demographics for a retail center, it is most important to focus on the trends in the household population. A household consists of one or more persons occupying a dwelling unit. A family would be considered a household unit; however single persons living alone or two or more unmarried persons sharing a dwelling are also considered a household unit. The household unit is perhaps the best indicator in determining the economic health of a trade area. One of the important components, which bonds a household together, is it's economic strength as a unit as compared to the economic viability of an individual; single person households not withstanding. If the population is slightly decreasing and yet the number of households is increasing, this would not necessarily be a negative indicator. This would imply that the average household size was shrinking. Each household has demand for goods that likely is not duplicated with a larger household size. This demand is duplicated however in the number of households.

Similar to population figures, the number of households in the trade area increased between 1980 and 1990. Subsequently, the number of households increased between 1990 and 1995 though at an accelerated pace in comparison to the increase witnessed in the previous decade. The number of households are projected to increase further in all three trade areas in upcoming years.

Household Income

The median household income in the subject's trade areas increased annually at an average rate of 2.6% from 1990 to 1995. Thus, the household incomes in the area grew at a pace slightly below inflation during this period. The projected annual income growth rates between 1995 and the year 2000 are approximately 2.6%, again below the projected rate of inflation. Overall, household income levels varied slightly between the three trade areas. The median household income levels ranged from $31,849 to $40,324 in 1995 with the primary trade area representing the upper end of the range.

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                                                                 MARKET ANALYSIS
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Employment

The income characteristics of the trade areas for the subject property indicate that this is a predominately white-collar market. The primary trade area had the highest percent in white-collar employment at 64.9%, while the tertiary trade area had the lowest at 55.5%. Blue-collar employment percentages in the primary, secondary, and tertiary trade areas were 24.8%, 30.6% and 31.1%, respectively. The remaining percentages were in special services categories.

The 1990 Census information indicates that the unemployment rates ranged from a low of 3.3% in the primary trade area to a high of 5.9% in the secondary trade area. As discussed in the Location Analysis, the most recent unemployment rate in Berks County was 3.7%, which indicates an overall increase in employment from the 1990 Census. We feel the subject market will witness modest employment growth in upcoming years and a declining unemployment rate.

Expenditure Potential

The Expenditure Potential charts located in the Addenda outline Strategic Mapping, Inc. retail sales projections for the subject trade area. The highest sales growth in the primary trade area appears to be for electronics, drug, and video stores. These three categories also represent high growth in the secondary and tertiary trade areas. The average growth rate for retail sales in the primary trade area is projected at 1.94% in the primary trade area, 1.38% in the secondary trade area, and 1.39% in the tertiary trade area.

Strategic Mapping, Inc. examines the product potential for various store types for each portion of the subject trade area. Based on statistical sampling, Strategic Mapping has derived a benchmark per household expenditures for each store type. Comparing the figures in the trade area to the benchmark figure, it is apparent that those individuals in the subject trade area are much more likely to spend on items in drugs, groceries, and convenience stores.

The Strategic Mapping Expenditure Potential Index is defined as follows, 'An index which shows the amount by which an area per household expenditures, differed from that of the benchmark.' The benchmark is defined as the average or common expenditure among households for a larger region. Values below 100 signify that this area is below the benchmark per household expenditures and correspondingly values above 100 indicate a higher than average expenditure per household. The overall Expenditure Index for the primary area is 103.4, while the benchmark indices for the secondary and tertiary trade areas are 94.8 and 97.2, respectively. In conclusion, the expenditure indices for the subject trade areas indicate that the secondary and tertiary trade area populations spend less than the benchmark household on retail goods, while the primary area populations spend above the benchmark.

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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------

The area generates retail sales based on the existing population, as well as the increasing income potential.

Market Indicators

The subject center contains 8 tenant suites ranging in size from approximately 1,200 to 94,500 square feet. Discussions with local leasing agents reveal that typical ground level satellite space rents in the area generally range from $8.00/SF to $17.00/SF depending upon the physical and locational characteristics of the space and $5.50/SF to $10.50/SF for anchor space depending upon the same criteria. Percentage rent clauses tend to be uncommon for satellite tenants. Retail leases are typically structured on an absolute net basis with flat rents over the term. Based upon discussions with brokers and managing agents in the area as well as our observations during our inspection, competing centers in the subject's market area have vacancy rates which generally fall within the 0.0% to 7.0% range with an average vacancy rate of approximately 4.0%. The subject center is currently 100% occupied.

Summary

The outlook for the subject's market is good. Future projections indicate an increase in population and households in all three trade areas from 1980 through 1995. Further, the trade areas exhibit increased spending potential over the same period, while income levels appear to be increasing at rates slightly below projected inflationary rates which is common during periods of economic recovery. Overall, the subject trade areas reflect relatively strong retail characteristics; thus, we conclude that the trade area represents a viable retail market.

--------------------------------------------------------------------------------

                              PROPERTY DESCRIPTION

================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

                                  SITE ANALYSIS

Location:                     The subject is located at the northeast corner of
                              Revere Boulevard (a.k.a. Route 724) and Lancaster
                              Avenue (a.k.a. Route 222) in Reading, Cumru
                              Township, Berks County, Pennsylvania.

Parcel Number:                Map 4395-06, Block 29, Lot 8602

Land Area:                    20.52 acres, or 893,851 square feet.

Shape and Frontage:           The subject consists of an irregularly shaped
                              parcel with approximately 300 feet of frontage along Revere Boulevard and 700 feet of frontage along Lancaster Avenue.

Exterior Parking:             There are 848 parking spaces on site.

Topography and                The site, which is elevated, is generally level.
Drainage:                     Our investigation did not reveal any significant
                              drainage problems.

Soils: No soil report was provided and it is assumed that the soil is adequate for the existing use.


Easements:                    No title report was provided in connection with
                              this appraisal. No survey showing the location of any easements was available. Thus, it is not possible to make a definite conclusion regarding any potential impacts on value of the location of any such easements or encroachments. It is specifically assumed that any easements, restrictions, or encroachments that might appear against the title would have no adverse impact on marketability or value.

Covenants, Conditions,        No private deeds or restricting convenants
and Restrictions:             affecting the development, other than zoning, were
                              found to affect the site.

Utilities:                    All public utilities including gas, electricity,
                              and telephone as well as water, storm, and sanitary sewer systems are available at the site.

Flood Zone:                   According to maps published by the Federal
                              Emergency Management Agency (FEMA), the subject lies within Zone C as indicated on FEMA Community
                              Map Panel No. 420130-005 B, dated October 31,
                              1981. This zone is described as follows:


                              FEMA Zone C: "This area is identified in the community flood insurance study as an area of moderate or minimal hazard from the principal source of flood in the area.

--------------------------------------------------------------------------------

================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

                              Buildings in this zone could be flooded by severe, concentrated rainfall coupled with inadequate local drainage systems. Local storm water drainage systems are not normally considered in the community's Flood Insurance Study. The failure of a local drainage system creates areas of high flood risk within this rate zone."

Environmental Issues:         The value estimate rendered in this report is
                              predicated on the assumption that there is no hazardous material on or in the property that would cause a loss in value. No evidence of hazardous waster or toxic materials was visible.
                              CB Commercial has no knowledge of the existence of these substances on or in the subject property.
                              However, CB Commercial is not qualified to detect hazardous waster or toxic materials.

Adjacent Properties:

North:                        Commercial uses

South:                        Residential uses

East:                         Commercial uses

West:                         Residential uses

Comments/Conclusions:         The subject is a 20.52-acres site on a paved
                              street served by necessary utilities. Access and visibility are considered to be good. There are no adverse soil conditions of which CB Commercial
                              Real Estate Group, Inc. is aware. The shape of the parcel is irregular and results in no specific limitation. The topography is generally level.
                              From a physical standpoint, the site is considered to be adequate for many types of development.

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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

                              IMPROVEMENT ANALYSIS

The subject improvements, which were constructed in 1974, consist of a single-story community shopping center containing 150,742 square feet of gross leasable area. The shopping center contains eight tenant suites, of which two are outparcels. The following is a description of the improvements based on our physical inspection, municipal records, and from discussions with and materials provided by the client. The basic construction features are summarized as follows:

Construction Class            The class of construction is the basic subdivision
                              in Marshall Valuation Service which divides all buildings into five basic groups by type of framing (supporting columns and beams), walls, floors, roof structure, and fireproofing. The subject is considered to be of construction Class
                              B(2).

Competitive Rating            The subject is considered a Class B building in
                              terms of quality as it is perceived in the marketplace.

Foundation                    Poured concrete

Frame                         Concrete block over a steel frame

Floor Construction            Concrete slab

Exterior Walls                Load-bearing concrete block over a steel frame
                              with split-faced block.

Fenestration                  Aluminum framed glass windows and double-paned
                              glass front doorways.

Roof Structure & Covering     Flat, presumably built-up composition covering
                              over steel deck with steel bar joist supports. We were unable to inspect the roof and assume the roof is in average overall condition.

Exterior Condition            Average

Interior Partition System     Metal studs with gypsum board cover.

----------

(2) The primary characteristic of Class B Buildings is the reinforced concrete frame in which the columns and beams can be either formed or precast concrete. They may be mechanically stressed, and the structure is fire resistant.

(Source: Marshall Valuation Service)

--------------------------------------------------------------------------------

================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Interior Finishes - Tenant
Space
                              Floors:     Combination of vinyl tile and carpet.

                              Walls:      Painted or covered gypsum board.

                              Ceilings:   Suspended acoustic tiles.

                              Lighting:   Recessed florescent lighting.

                              Summary:    The interiors of the subject are
                                          considered to be of average to good
                                          quality and similar to competitors.

HVAC Heating and ventilation is provided to the majority of the tenant suites by roof-mounted HVAC units. Each of these units pump the hot air throughout its suite via sheet metal air duct work hidden above the dropped ceiling. Air conditioning is supplied by the same system utilizing the duct work and supplying cool air during the summer months. The HVAC system is a gas-fired forced air system.

Electrical                    The electrical system is assumed to be in good
                              working order and adequate for the building.

Fire Protection               It is assumed that the subject has adequate fire
                              alarm systems, fire exits, fire extinguishers, fire escapes and/or other fire protection measures to meet local fire marshal requirements.

Plumbing The plumbing system is assumed to be in good operating condition.

Parking                       Surface parking is provided for 848+/- vehicles.

Landscaping                   Landscaping on the subject property is adequate.

ADA Compliance                Handicap access appears to be available to all
                              areas of the center. However, we are not qualified to determine compliance with the requirements.
                              Please refer to the specific limiting condition regarding ADA compliance.

Environmental Issues          The value estimate rendered in this report is
                              predicated on the assumption that there is no hazardous material on or in the improvements which would cause a loss in value.

Functional Quality of Space   The interior floor plans are flexible and will
                              accommodate a variety of tenant layouts. There are no observed design problems and none are reported by management. Access to

--------------------------------------------------------------------------------

================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

                              the tenant suites is available at the front and rear of the center. There are no elevators within the center.

Deferred Maintenance          No deferred maintenance was observed or reported.
                              The improvements have been adequately maintained since it was constructed in 1974.

Economic Age and Life         Based on the current condition, we estimate the
                              effective age to be approximately 20 years.
                              According to the Marshall Valuation Service cost guide, buildings of this type and quality have an expected life of approximately 45 years.
                              Therefore, the remaining economic life (expected life minus effective age) is estimated at 25 years. While we observed nothing to suggest a different economic life, a capital improvement program could extend life beyond that stated above.

Quality/General Condition     The subject property conforms well with
                              competitors and substitutes in the area. The quality of construction is typical of the area.
                              Interior amenities are similar to competing properties of the same approximate age. The general condition of the improvements is average.
                              We observed no evidence of structural fatigue and the improvements appear sound. We are not qualified to determine structural integrity, however, and recommend that the reader rely upon an expert in this field for further determination.

Conclusion/Comments           The subject property is an average quality
                              shopping center located in a relatively stable area. The improvements generally conform with competitors and substitutes in the neighborhood.

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================================================================================
                                                                          ZONING
--------------------------------------------------------------------------------

                                     ZONING

The subject's zoning requirements are detailed below.

================================================================================
                                 ZONING SUMMARY
================================================================================
Current Zoning:               HC; Highway Commercial

Legally Conforming:           Yes

Uses Permitted:               Retail, Service Establishments, Automobile sales,
                              Professional Office, Theaters & Cinemas, Banks,
                              Restaurants, Hotels & Motels, Shopping Centers, &
                              Bowling Alleys.

Zoning Change:                Not likely

--------------------------------------------------------------------------------
Category                      Zoning Requirement
--------------------------------------------------------------------------------

Minimum lot size::            10,000 square feet

Site coverage:                65%

Front setback:                35 feet

Rear setback:                 25 feet

Side yard setbacks:           20 feet

Height limit:                 35 feet

Parking:                      5 spaces per 1,000 sq. ft. of gross floor area.
--------------------------------------------------------------------------------
Source:  Cumru Township Zoning Ordinance
Compiled  by:  CB Commercial Real Estate Group, Inc.
================================================================================

ZONING ANALYSIS AND CONCLUSIONS

Based upon our review of the bulk requirements and allowable uses, the subject property appears to represent a legal existing and conforming use.

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================================================================================
                                                                    TAX ANALYSIS
--------------------------------------------------------------------------------

                             TAX AND ASSESSMENT DATA

The subject property is assessed by Berks County, Pennsylvania. According to the assessor's office, properties within Berks County are assessed at 100% of market value. The last general assessment of properties in Berks County was 1994. No re-valuation is schedule within the next four years.

The tax assessment for the subject property is presented below.

================================================================================
                                 1996 ASSESSMENT
================================================================================
      Section/Block/Lot:                                        #4395-06/29/8602
      Land:                                                     $2,420,300
      Improvement:                                              $2,409,700
      ------------                                              ----------
      Total Assessment                                          $4,830,000
      Estimated Taxes                                           $   99,860
--------------------------------------------------------------------------------
  Source:  Berks County Assessor's Office
  Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

Based on the current tax rate of $20.675 per $1,000 assessed value, the estimated taxes for the subject is shown in the previous table. The total taxes for the subject are $99,860, or $0.66 per square foot based on the rentable square footage of the center.

Tax and Assessment Conclusion

According to the assessor's office, school taxes are collected on a fiscal year and town/county taxes are collected on a calendar year. We have estimated the taxes for the shopping center at $99,860 for calendar year 1996 in our cash flow. Our discussions with the assessor indicated that the subject's taxes have increased inline with the area's inflation rate, or approximately 3.0% per annum. We have, therefore, projected a long-term tax growth for all taxes equal to 3.0% per year.

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================================================================================
                                                     HIGHEST & BEST USE ANALYSIS
--------------------------------------------------------------------------------

                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria that the highest and best use must meet are:

      o     legal permissibility;

      o     physical possibility;

      o     financial feasibility; and

      o     maximum profitability.

Highest and best use is applied specifically to the use of a site as vacant. It is recognized that in cases where a site has existing improvements, the concluded highest and best use as if vacant may be different from the highest and best use given the existing improvements (as improved). The existing use will continue, however, until the land value, in its highest and best use, exceeds that total value of the property under its existing use plus the cost of removing or altering the existing structure.

Implied in the highest and best use is a recognition of the contribution of a specific use to the community environment or to the community's development goals, in addition to wealth maximization of individual property owners. Also implied is that the conclusion of highest and best use that results from the appraiser's judgment and analytical skill, i.e., that the use determined from the analysis represents an opinion, not a fact to be found.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

HIGHEST AND BEST USE AS THOUGH VACANT

Legal Permissibility

The legally permissible uses were discussed in detail in the site analysis and zoning sections of this report. Based on our review of the zoning restrictions, the site can be developed with several different uses, including retail and commercial office uses.

Physical Possibility

The physical characteristics of the subject site were discussed in detail in the site analysis. Overall, a wide range of legally permissible uses would be physically possible, including a variety of commercial uses.

Financial Feasibility

The test of financial feasibility is put only to those uses which are legally permissible and physically possible. If the property is capable of generating a sufficient net income to cover the

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================================================================================
                                                     HIGHEST & BEST USE ANALYSIS
--------------------------------------------------------------------------------

required rate of return on investment and provide a return to the land, then the usage is financially feasible within a defined price limit.

In our determination of financial feasibility we have analyzed current market rental rates for several different property types. The net income produced by the proposed or new improvements must provide a return above the cost to develop the property, including acquisition of the land.

Through a cost/income analysis we have determined that development of the subject site is not financially feasible at this time. Based on the analysis of supply and demand factors at the present time, rents achieved for retail and/or office uses would not support the cost of construction. Based on the aforementioned, we have determined that development of the subject site at the present time with a retail center is not currently feasible.

Maximum Profitability

The final test of highest and best use of the site as though vacant is the use be maximally productive, yielding the highest land value. Based on our feasibility analysis we have determined that land banking the subject site is the maximally productive use at the present time.

Conclusion: Highest and Best Use As Vacant

The concluded highest and best use of the subject as though vacant is land banking until such time that development of the site with a retail/commercial facility is financially feasible.

HIGHEST AND BEST USE AS IMPROVED

Legal Permissibility

As discussed, the subject site's zoning and legal restrictions permit a variety of land uses. Regardless, the site has been improved with a neighborhood shopping center. Based upon review of the Cumru Township's Zoning Ordinance, it is our opinion that the improvements are within the established guidelines.

Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the improvement analysis section of this report. Overall, the layout and positioning of the improvements is considered functional for shopping center use, and the floor plan is considered to be reasonable in comparison to other shopping centers in the area. The improvements have good retail features, have been adequately maintained, and are physically capable of sustaining their current use over the extended future.

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================================================================================
                                                     HIGHEST & BEST USE ANALYSIS
--------------------------------------------------------------------------------

Financial Feasibility

As with the highest and best use of the site as though vacant, the financial feasibility of the site as improved is market derived. Typically, for retail properties similar to the subject, the test of feasibility is based on the amount of rent that can be generated less operating expenses. If a residual amount exists after paying the various expenses, then the land is being put to a productive use. At present, the subject is 100% occupied. CB Commercial estimates that the appropriate stabilized market occupancy approximates 95%. Based on the historical and current operating status of the subject property, CB Commercial anticipates that the improvements are capable of providing an adequate return on the investment before any debt service requirements. Therefore, we conclude that the current use of the improvements is a financially feasible use of the property as improved.

Maximum Profitability

Similar to the highest and best use of the site as though vacant, the maximum profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use.

Conclusion: Highest and Best Use as Improved

Based on the foregoing discussions, CB Commercial concludes that the highest and best use of the property, as improved, is consistent with the existing use as a shopping center. There are no apparent alternative uses of the existing improvements that would produce a higher net income and/or value over time than the current use. The current use is a legally permissible use and appears to represent the highest and best use as improved.

Furthermore, CB Commercial does not believe that conversion of the improvements or demolition is warranted or financially feasible.

--------------------------------------------------------------------------------

                                   VALUATION

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

                              APPRAISAL METHODOLOGY

The appraisal process is defined as an orderly program by which the problem is planned and the data involved is acquired, classified, analyzed and interpreted into an estimate of value. In this process three basic approaches to value are considered: Cost Approach, Sales Comparison Approach, and Income Capitalization Approach. In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

The final step in the appraisal process is reconciliation -- a process by which CB Commercial analyzes alternative conclusions and selects a final value estimate from among two or more indications of value. CB Commercial weighs the relative significance, applicability and defensibility of each approach as it relates to the type of property being appraised.

THE COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.

SALES COMPARISON APPROACH

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences with the final estimate derived based on the general comparisons.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of atypical

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================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

conditions affecting the sales price. Although there have been few sales in the region, the sales that were gathered were utilized to form an opinion of value. However, given the lack of relevant sales data, we have not placed minimal reliance upon this approach and have used it to provide additional support to the Income Approach.

INCOME CAPITALIZATION APPROACH

The methodology of the Income Capitalization Approach is to determine the income-producing capacity of the property on a stabilized basis by estimating market rent from comparable rentals, making deductions for vacancy and collection losses and building expenses, then capitalizing the net income at a market-derived rate to yield an indication of value. The capitalization rate represents the relationship between net income and value.

Related to the direct capitalization method is the discounted cash flow method. In this method of capitalizing future income to a present value, periodic cash flows (which consist of a net income less capital costs, per period) and a reversion (if any) are estimated and discounted to a present value. The discount rate is determined by analyzing current investor yield requirements for similar investments.

Since investors are active in the marketplace for properties similar to the subject, the Income Capitalization Approach is particularly applicable to the appraisal problem at hand. There is an adequate quality and quantity of income and expense data available to render a reliable and defensible value conclusion. For income producing properties similar to the subject, the Income Capitalization Approach is considered to be the most reliable. Therefore, this approach has been employed as the primary methodology for this assignment.

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================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH

The Sales Comparison Approach provides an estimate of market value based on analyzing transactions of similar properties in the market area. The method is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing one with the same utility. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed.

There are various units of comparison available in the evaluation of sales data in this approach. The sale price per square foot is the most commonly used in this approach. The effective gross income multiplier (EGIM) is rarely used by market participants because of the inconsistencies in estimating effective or gross income, vacancy, and expense differences.

We conducted a thorough sales search for comparable shopping centers in the subject's market area. Through our sales search, we were able to identify a limited number of sales with similar characteristics to the subject. The following table summarizes what are considered to be the most recent and proximate comparable sales. Detailed write-ups of each comparable are included in the addendum.

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================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

====================================================================================================================================
                                                 SUMMARY OF COMPARABLE RETAIL SALES
====================================================================================================================================
                                                          Gross
  No.        Property Name/ Location         Sale      Leasable Area                        NOI             OAR           Sale Price
                                             Date         (SF)          Sale Price        Per S.F.                         Per S.F.
------------------------------------------------------------------------------------------------------------------------------------
   1     15th & Allen St. Center             1/96        46,503        $ 4,242,000         $ 9.94          10.89%           $ 91.22
         1401-1451 Allen Street
         Allentown
         Lehigh County, PA
   2     Stefko Shopping Center              1/96       134,446        $ 5,618,000         $ 4.59          10.99%           $ 41.79
         Stefko Boulevard
         Bethlehem
         Northampton County, PA
   3     Kenhorst Plaza                      8/95       136,087        $11,000,000         $ 8.10          10.02%           $ 80.83
         New Holland Rd. & Philadelphia
         Ave.
         Reading, Berks Co., PA
   4     Hamburg Shopping Ctr.               3/94        42,000        $ 2,705,000         $ 7.49          11.64%           $ 64.40
         S. 4th St. & Valley Road
         Hamburg
         Berks County, PA
   5     Subject Property                    9/94       150,724        $ 4,000,000           --              --             $ 26.54
         Shillington Plaza
         Parkside Ave. @ Rte. 724
         Reading, Berks Co., PA
------------------------------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
====================================================================================================================================

ANALYSIS OF IMPROVED SALES

The sales reflect unit prices ranging from a low of about $41.79 to a high of approximately $91.23/SF with the significant difference reflecting the economics of the various centers. The sales all had high levels of occupancy and were in generally good condition. The difference in unit prices then were more directly tied to net operating income and investor yield rates.

The comparable sales presented offer a simplistic view of the market. Since only general details of existing income and expenses were available, specific analysis is nearly impossible. Accordingly, this method acts as a general gauge of the market and therefore will be utilized as support to our findings in the Income Approach.

Analysis

The following discussion analyzes the aforementioned comparables relative to the subject property.

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================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------


                              COMPARABLE SALES MAP


                               [GRAPHIC OMITTED]


Compiled by:  CB Commercial Real Estate Group, Inc.

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================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

Sale 1

            Sale number one, located at the intersection of 15th Street and Allen Street in Allentown, is a 46,503 square foot shopping center which sold in January of 1996 for $4,242,000 or $91.22/SF. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed circa 1950 and was in very good overall condition at the time of sale since it was recently renovated. Access, exposure, visibility and general locational attributes of the center are superior to the subject. This shopping center is considerably smaller than the subject. Market conditions at the time of sale were similar to current market conditions. This sale's NOI is reportedly $462,049 or $9.94/SF indicating an overall rate of 10.89%. The economics of this property, at least in terms of NOI per square foot, is superior to the subject.

Sale 2

            Sale number two, located in the City of Bethlehem, consists of a single-story community center which contains an aggregate 134,446 square feet. This center, known as the Stefko Shopping Center, sold in January of 1995 for $5,618,000, or $41.79/SF of gross leasable area (GLA). Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed in 1965 and appeared to be in average condition. The property's location with regard to access and visibility are considered superior to the subject. The center is comparable in size to the subject property. Market conditions at the time of sale were similar to current market conditions. The NOI was reportedly $617,577 ($4.59/SF) indicating an overall rate of 10.99%. This property operates at a level of net income that is similar to the subject.

Sale 3

            Sale number three, Kenhorst Plaza, is located in Reading in Berks County, Pennsylvania. Kenhorst Plaza is located approximately three miles east of the subject property. It is a 136,087 square foot shopping center which sold in August 1995 for $11,000,000, or $80.83/SF. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed circa 1990 and was in good overall condition at the time of sale. Access, exposure, visibility and general locational attributes of the center are superior to the subject. Market conditions at the time of sale were similar to current market conditions. This sale's NOI is reportedly $1,102,305, or $8.10/SF indicating an overall rate of 10.2%. The economics of this property in terms of NOI per square foot is superior to the subject.

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================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

Sale 4

            Sale number four is located on Valley Road off of South Fourth Street in Hamburg, Berks County, Pennsylvania and consists of a single-story neighborhood center which contains 42,000 gross leaseable area. This center, known as the Hamburg Shopping Center, sold in March 1994 for $2,705,000, or $64.40/SF. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed in circa 1980 and appeared to be in good overall condition. The property's location with regard to access and visibility are considered superior to the subject. Furthermore, the center is significantly larger than the subject. Market conditions at the time of sale were similar to current market conditions. The NOI was reportedly $314,580 ($7.49/SF) indicating an overall rate of 11.64%. This property operates at a level of net income that is superior to the subject.

Sale 5

            Sale number five, is the subject property, Shillington Plaza, which is located off of Route 724 in Reading, Cumru Township, Berks County, Pennsylvania. The subject property was transferred in September 1994 for $4,000,000, or $26.54 per square foot. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms length.

Net Operating Income Analysis

The net operating income level for the comparables ranged from $4.59 to $9.94 per square foot, per year. As noted, the subject's NOI is $3.58 per square foot. Given the correlation between price paid per square foot and NOI per square foot it would seem reasonable to conclude that the subject would sell below the range established by the comparable properties.

The following chart depicts the calculations involved in developing adjustment factors to be applied to the respective price per square foot units of comparison developed from the comparables employed.

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================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

================================================================================
                       NET OPERATING INCOME (NOI) ANALYSIS
================================================================================
 Sale   Subject's NOI/SF
        ----------------                Sale Price   Adjustment    Adjusted $/SF
  No.    Sale's NOI/SF     Multiplier      $/SF                     for Subject
--------------------------------------------------------------------------------
   1        $3.58           0.36          $91.22      -$58.38          $32.84
            -----
            $9.94

   2        $3.58           0.78          $41.79       -$9.19          $32.60
            -----
            $4.59

   3        $3.58           0.44          $80.83      -$45.26          $35.57
            -----
            $8.10

   4        $3.58           0.48          $64.40      -$33.49          $30.91
            -----
            $7.49
================================================================================

For the most part, there is a direct correlation between the NOI/SF and sale price per square foot. As the net income level increases, so does the price paid per square foot. After adjusting the four sales, they support a range of value for the subject between approximately $30.00/SF to $37.00/SF. Based on our analysis, the subject's value would be approximately $32.00/SF. The subject has a total building area of 150,742 square feet. The value estimate via the Sales Comparison Approach is calculated as follows:

================================================================================
Net Rentable Area of Subject                                150,742 square feet
Value per square foot                                     $32.00 per square foot
Indicated Value:                                                $4,823,744
                                                                ----------
ROUNDED:                                                        $4,800,000
================================================================================

Overall, very little emphasis has been placed on this approach because of the quality of the data. It is used primarily as a check of the value derived via the Income Approach.

We estimate the as is market value of the leased fee interest in the subject property, via the sales comparison approach, as of June 1, 1996, is:

               --- FOUR MILLION EIGHT HUNDRED THOUSAND DOLLARS ---
                                  ($4,800,000)

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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                         INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over period of time. The two common valuation techniques associated with the Income Capitalization Approach are direct capitalization and the discounted cash flow (DCF) analysis.

DIRECT CAPITALIZATION

Direct capitalization is the method used to convert a single year's estimate of income into a value indication. In direct capitalization, a precise allocation between return on and return of capital is not made because investor assumptions or forecasts concerning the holding period, pattern of income, or changes in value of the original investment are not simulated in the method. Direct capitalization is most appropriate when analyzing a stable income stream and in estimating the reversion at the end of a holding period. Using this method, the following sets forth the process:

      1. Estimate the Potential Gross Income (PGI) from all sources that a competent owner should be able to generate from a property based on existing and/or market rents.

      2. Deduct an estimate of Vacancy and Collection Loss (VCL) to arrive at an Effective Gross Income (EGI) estimate.

      3. Deduct operating expenses from the estimate of EGI. The result is an estimate of the stabilized Net Operating Income (NOI).

      4.    Estimate an Overall capitalization rate (Ro, or OAR).

      5. Divide the NOI by Ro, resulting in a value estimate at stabilized occupancy.

      6. Adjust the stabilized value to account for "As Is" condition, if applicable.

DISCOUNTED CASH FLOW ANALYSIS

The discounted cash flow (DCF) analysis is a detailed analysis used when the future income is expected to be variant, usually as a result of numerous lease obligations and/or anticipated changes in income and expenses. It is also particularly relevant when institutional buyers are the most likely purchasers of the subject because institutional buyers often place great weight on this analysis. The DCF analysis specifies the quantity, variability, timing, and duration of NOIs and cash flows. Selecting the proper yield rate (discount rate) is essential. CB Commercial must consider the target yield sought by investors as well as yields derived from comparable sales and/or market information. The methodology is:

      1. Estimate the before-tax cash flows for each period of a projected holding period net of any capital expenditures such as leasing expenses and tenant improvements.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

      2.    Estimate a discount rate and a terminal overall capitalization rate.

      3. Estimate a selling price, known as the reversion, for the end of the projected holding period.

      4. The cash flows and the reversion are then discounted to a present value estimate.

APPROPRIATE CAPITALIZATION METHOD

A number of factors were considered in evaluating the appropriateness of using the direct capitalization method and/or the DCF technique including the occupancy status, lease structures, above/below market rents and typical buyer behavior. As a result of considering the foregoing factors, both the DCF technique and the income capitalization technique are employed in this appraisal.

ESTIMATE OF MARKET RENT

Rent analysis involves both a study of market (comparable) rentals and the subject's existing rents (if any). Market rent is the rent that a property would most probably command in the open market; indicated by the current rents paid and asked for comparable space.

SUMMARY OF COMPARABLE RENTALS

CB Commercial surveyed competitive properties and lease transactions for comparison to the subject. The selected comparable rentals are summarized in the following chart with a map and discussions of each comparable provided on the following pages.

ANALYSIS OF COMPARABLE RENTALS

We have obtained comparable leases from shopping centers situated within the subject's regional market area which are summarized above. In terms of satellite space, comparables #1 through #5 indicate that the leased spaces range in size from 950 to 9,910 square feet which adequately represents the subject's square footage range. All the leases cited were signed between 1994 and 1995 and represent the most recent leasing activity in the competitive marketplace. The leases include a variety of uses and represent a similar tenant mix to the subject center. The above leases are considered to be generally similar to the subject in terms of condition, quality and location. We have examined the average effective rental rates of these comparables and determined that the effective rent is similar to the face rent, since their was no tenant improvements or free and escalation's were similar.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

====================================================================================================================================
                                            SUMMARY OF COMPARABLE SATELLITE SPACE RENTALS
====================================================================================================================================
            Center Name &                         Term     Start
 No.           Location              Tenant      (Yrs)      Date        Size        Rent/SF     Escalation             Comments
------------------------------------------------------------------------------------------------------------------------------------
  1     Kingston Plaza          Everything        1 yr      9/95      6,500         $5.50      $950 Step in            No Option
        Third Avenue            $0.99 Store      3 mos                                            Year 2           % Rent = 3% over
        East of Pierce Street,                                                                                        $1,191,660
        Kingston, PA
------------------------------------------------------------------------------------------------------------------------------------
  2     Mark Plaza              Spectrum Rents   5 yrs     10/95      3,600         $8.00      Flat for term      1 5-yr Option @
        N/S Route 11,                                                                                                 $9.00/SF
        Edwardsville, PA
                                Keens Floral     5 yrs      8/95      7,000         $8.00     Annual step-up      1 5-yr Option @
                                Factory                                                                               $8.83/SF
                                                                                                                  % Rent = 3% over
                                                                                                                  Natural Breakpoint
                                Mattress Man     5 yrs      7/95      3,600        $11.50      Flat for term           No Option
                                (Pad Site)                                                                        % Rent = 4% over
                                                                                                                  Natural Breakpoint
------------------------------------------------------------------------------------------------------------------------------------
  3     Birney Plaza            Everything       3 yrs     09/95      4,000         $7.00      Flat for term      1 3 yr Option @
        N/S Route 11,           $0.99 Store                                                                           $7.50/SF
        Moosic, PA                                                                                                % Rent = 3% over
                                                                                                                      $933,000
------------------------------------------------------------------------------------------------------------------------------------
  4     Triangle Plaza          Electronic       5 yrs     06/95      2,400        $11.50         Annual               No Option
        Route 115               Systems                                                         Percentage             No % Rent
        Wilkes-Barre, PA                                                                         increase
                                TCBY             5 yrs     03/95      2,200        $11.00      Annual Prctge         1 5 yr Option
                                                                                                   inc.                No % Rent
                                Party City       10 yrs    05/94      9,910        $11.00        $1.65/SF              No Option
                                                                                                  Step-up              No % Rent
------------------------------------------------------------------------------------------------------------------------------------
  5     Gateway Plaza           Holiday Hair     3 yrs     06/94        950        $15.48         Annual               No Option
        N/S Route 11,           Fashions                                                        Percentage             No % Rent
        Edwardsville, PA        (Renewal)                                                        increase
                                McKenzie         3 yrs     06/94      3,080        $ 8.50      Annual Prctge           No Option
                                                                                                   inc.                No % Rent

====================================================================================================================================
                                                 SUMMARY OF COMPARABLE ANCHOR SPACE RENTALS
====================================================================================================================================
  6     Pottstown Center        Wal-Mart         20 yrs    07/95     121,267        $6.99      Flat for term        6, 5-yr Options
        Montgomery Cty.                                                                                                No % Rent
        Pottstown, PA

  7     Route 6 Mall            K-Mart           25 yrs    03/95     119,229        $5.77      Flat for term       10, 5-yr Options
        N/S Route 6,                                                                                               % Rent = 1% over
        Wayne County                                                                                                  $20,000,000
        Honesdale, PA

  8     Bradford Towne          K-Mart           25 yrs    07/94      94,481        $5.00      Flat for term       10, 5-yr Options
        Centre,                                                                                                    % Rent = 1% over
        Bradford County                                                                                               $16,875,000
        Wysox, PA

  9     Builder's Square        Builder's        25 yrs    03/94     106,400       $10.05      Flat for term       10, 5-yr Options
        Center                  Square                                                                                 No % Rent
        Cetronia Road
        Lehigh County
         Whitehall, PA
====================================================================================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
====================================================================================================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                             COMPARABLE RENTALS MAP



                               [GRAPHIC OMITTED]


Compiled by:  CB Commercial Real Estate Group, Inc.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

These comparable centers are located throughout the metropolitan region in competitive areas to the subject property. Furthermore, they are all similar in age to the subject and considered to be of a similar functional design. All of the retail leases were written on a triple net basis, whereby the tenants assume their proportionate share of operating expenses, real estate taxes, and insurance. The higher rates typically reflect smaller satellite spaces, while lower rental rates are typically negotiated for anchor sized spaces. We have also considered asking rental rates in our analysis, however, they were deemed to be less reliable than the leases presented. As a result, we have not included asking rentals.

The satellite space face rental rates ranged from $5.50/SF to $15.48/SF with a central tendency of $9.75/SF. However, the majority fell between $8.00/SF and $11.50/SF. The rents at the upper end of the range, or those in the $11.00/SF range best reflect the subject property's achievable rents. As a result, we have concluded to a rental rate within for the subject's satellite space of $11.00/SF. Based upon our analysis, we feel that a "net" rental rate of $11.00/SF is adequately supported. However, for larger satellite spaces a rental rate somewhat below is necessary. Thus, for spaces greater than 5,000 square feet, we considered a market rent of $8.00 per square foot, net.

The anchor leases, or comparables #6 through #9, ranged from $5.00/SF to $10.05/SF with an average lease rate of $6.95/SF. The anchor rents reflect a close range for a variety of locations with the exception of comparable #9. However, this lease to Builder's Square has no percentage rent clause and, as a result, agreed to pay a higher base rent. As a result, we have concluded to a rental rate within for the subject's anchor space of $6.00/SF. Based upon our analysis, we feel that a "net" rental rate of $6.00/SF is adequately supported.

ANALYSIS OF SUBJECT LEASES

There have been no recent leases at the subject property. The typical lease at the subject property is triple net whereby the tenant is responsible for reimbursing the landlord for such expenses as real estate taxes, insurance, and common area maintenance (CAM). Existing leases range from $5.00 to $18.50 per square foot for spaces ranging from 1,200 to 7,200 square feet and $2.31 to $2.76 per square foot for spaces ranging from 40,000 to 94,500 square feet. It appears that all of the leases were long term.
Since the subject owners recently purchased the property, historical data is limited.

In our interviews with competing leasing agents and owners, we also inquired as to the market norm for rent escalations. Most of the agents agreed that three- to five-year leases are typically flat, with some sort of escalation or bump in 10-year leases. Recent leases within the market generally have annual percentage increases (generally 3%) or a periodic step-up. Regardless

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

of the method of escalations, most of the subject and comparable leases have escalations which are intended to be similar to anticipated increases in the CPI. We have assumed five-year lease terms which will remain flat.

According to the subject leasing agent, TI's are typically not given, with the owner generally providing a " vanilla box" for new tenants and nothing for renewals. Retail space is typically taken "as-is" with the tenant fitting out their space to their own specifications. We project that no tenant alteration allowance would be provided for new or renewal leases.

All of the leasing agents surveyed reported minimal if any free rent. A review of the immediate market indicated that no free rent was typically offered to tenants that leased space in the subject center over the past three to four years. Therefore, based upon the most recent leases within the market, as well as conversations with local leasing agents, we have projected that no free rent will be offered to prospective tenants.

CONCLUSIONS: MARKET RENT ESTIMATE FOR THE SUBJECT PROPERTY

Based on the previous analysis, the current market lease parameters for the subject property are estimated as follows:

================================================================================
                          CONCLUDED MARKET LEASE TERMS
                            (PER SQUARE FOOT / YEAR)
================================================================================
Category                              Satellite Space             Anchor Space
--------------------------------------------------------------------------------
Market Rent                         $11.00 & $8.00(NNN)           $6.00 (NNN)
Lease Term                                5 Years                   20 Years
Annual Escalation                          0.0%                       0.0%
Tenant Improvements                        $0.00                     $0.00
Free Rent (Months)                       0 Months                   0 Months
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

CONTRACT RENT

As discussed, the subject's leasable area is divided into six suites within one building and two outparcels. Currently, the subject is 100% occupied.

Through our research of the subject property, which included a complete review of lease abstracts, rent rolls (both current and historical), and detailed discussions with the property manager and leasing agent, the following rent roll summary was utilized to detail currently leased suites and general information employed for this approach. Additionally, within the

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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Addenda are copies of the tenant lease assumptions, generated by Pro-ject+ Plus, a computerized lease-by-lease analysis program.

Information submitted to us and contained in the Addenda provide additional support to the data and assumptions inputted for this method and is assumed to be correct and reliable. CB Commercial reserves the right to amend our input assumptions if any documentation is subsequently available which contradicts that assumed for this method. Located on the following page is the subject rent roll summary.

======================================================================================================================
                                            SHILLINGTON PLAZA - READING, PA
                                                       RENT ROLL
======================================================================================================================
                                                              Square                               Rent/       Annual
    Suite               Tenant                                 Feet     Begin        End            SF          Rent
----------------------------------------------------------------------------------------------------------------------
      1        K-Mart                                         94,500    08/74       07/99         $ 2.76      $261,000
      2        Weiss Market                                   40,107    08/74       08/99         $ 2.31      $ 92,800
      3        Revco Drugs                                     7,200    03/75       02/00         $ 7.50      $ 54,000
      4        Holiday Hair Fashions                           1,200    10/76       10/96         $ 5.00      $  6,000
      5        Associates Consumer Discount                    1,600    12/74       11/97         $10.00      $ 16,000
      6        Reading Home Video                              1,200    06/87       06/96         $ 7.75      $  9,300
      7        Meridian Bank                                   2,535    03/75       02/00         $ 7.77      $ 19,700
      8        Sovereign Bank                                  2,400    01/75       12/99         $18.50      $ 44,400
               Total Leased Square Feet                      150,742           Average Rent:      $ 3.34      $503,200
               Vacant Space                                        0
               Occupancy-Overall                                 100%
----------------------------------------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
======================================================================================================================

The subject is comprised of regional and local tenants including Weiss supermarket and Revco Drugs. Additionally, K-Mart is a national tenant. Overall, the quality of the tenancy is considered to be good for the area. Current rental rates range from $5.00/SF to $18.50/SF.

SPECIAL LEASE PROVISIONS AND ASSUMPTIONS

The following discussion summarizes any lease provisions and assumptions of special note.

Pending Leases

There are no pending leases.

Renewal Options

Options to renew at below or above market rent may have an impact on the valuation analysis. For example, if below market renewals are exercised, they may result in a downward impact on value. However, to the extent that re-tenanting costs are saved (rent loss during downtime, tenant improvements, leasing commissions, etc.), there may be an advantage in having the

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

tenant renew at some rate below market rent in order to avoid these costs. Some of the subject leases have renewal options. Where applicable, if a tenants' option rent is below market, we have assumed that the tenant would exercise its renewal option. Conversely, if a tenants' option rent is above market, we have assumed that the tenant would not exercise its renewal option and terminate the lease.

EXPENSE REIMBURSEMENTS

Current and future hypothetical retail leases which will encumber the subject property will be based upon triple net lease structures and are consistent with recent leases written at the subject property and the market in general. The tenants will be responsible for reimbursing the landlord for their pro rata share of operating expenses including their pro rata share of CAM, real estate taxes, and insurance. The pro rata share calculations for future tenants are calculated by dividing the tenant's occupied rentable area by the gross leasable area of the center.

The following is a breakdown of the subject's historical recoveries and CB Commercial's projections for the proforma. It should be noted that the subject's operating statements are based on a fiscal year basis, beginning June 1 and continuing through May 31.

Expense Reimbursements

Expense reimbursements for the subject property consist of real estate taxes, insurance, and common area maintenance. Common area maintenance expenses consist utilities, management fees, general and administrative, cleaning and repairs, and maintenance expenses. The subject's historical expense reimbursements are as follows:

================================================================================
                          EXPENSE REIMBURSEMENT
================================================================================
                       Year                 Total $ Amount
--------------------------------------------------------------------------------
                       1993                           NA
                       1994                           NA
                       1995                     $129,467
                   1996 Budget                  $133,608
                 Year 1 Pro Forma               $170,340
--------------------------------------------------------------------------------
            Source: Mark Centers Trust
================================================================================

The first year of our DCF model indicates reimbursements of $170,340. Historical expense reimbursements have increased over the past two years. As previously noted, the historical data for the subject is limited since the property was purchased in 1994. The budgeted amount appears to be unreasonably low based upon projected expenses and reimbursement clauses for existing tenants. Since our estimated operating expenses (i.e., CAM and Insurance) are somewhat higher than budgeted, the recovery will also be somewhat higher.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

OTHER INCOME

This income category can be derived from several different sources including tenant service income, merchants association fees, late fee income, short-term storage income, professional services provided for the tenants by the landlord/management, ground rent as well as other miscellaneous sources. The only other source of additional income at the subject center CAM recovery from two sites adjacent to the subject. JEKA, Inc. and Evans Products Company pay $150 and $350 per month.

PERCENTAGE RENT INCOME

In addition to the basic rental charges, the tenants are sometimes responsible for paying the landlord additional rent equal to a specified percentage of the tenant's gross sales made in, upon, or from the premises, over a breakpoint factor or according to a specific schedule. Four of the subject tenants have percentage rent clauses contained within their leases.

=============================================================================================================
                                           PERCENTAGE RENT CLAUSES
=============================================================================================================
                                                                                                   CBC's FY97
Tenant             Breakpoint         Percent         Year       Gross Sales       % Rent Paid     Projection
-------------------------------------------------------------------------------------------------------------
K-Mart              $8,700,000         1.00%          1994       $17,115,411         $85,154      $17,000,000
                                                      1995       $17,067,131         $77,495

Weiss Market        $9,280,000         1.00%          1994        $6,559,856           $ 0         $6,550,000
                                                      1995        $6,546,863           $ 0

Revco Drugs         $2,700,000          2.0%          1994        $1,712,438           $ 0         $1,790,000
                                                      1995        $1,788,039           $ 0

Holiday Hair        $  100,000         6.00%          1994         $119,532          $ 1,172        $140,000
                                                      1995         $139,910          $ 2,395
-------------------------------------------------------------------------------------------------------------
* K-Mart percentage rent is offset by real estate tax recaptures. According to information provided , there are no other offsets.
-------------------------------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
=============================================================================================================

Given the aforementioned sales histories, we have projected the gross sales for each tenant as illustrated in the right column of the table. We have also projected that the gross sales figures will grow by 3.0% per annum over the course of the cash flow projection.

POTENTIAL GROSS INCOME

The potential gross income for the subject property is summarized as follows.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                   STABILIZED POTENTIAL GROSS INCOME (FY 1997)
================================================================================
                                                                   Totals
--------------------------------------------------------------------------------
      Total Minimum Rent                                          $501,036
      Expense Reimbursement
        - Common Area Maintenance Recovery
           (Includes Insurance Recover)                           $ 69,831
        - Real Estate Tax Recovery                                $100,509
        - Percentage Rent                                         $ 50,651
                                                                  --------
      Potential Gross Income                                      $737,616
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

VACANCY AND COLLECTION LOSS

This is an allowance for reductions in potential income attributable to vacancies, tenant turnover, and non-payment of effective rent. In the direct capitalization process, a market-derived, stabilized vacancy and collection loss estimate is subtracted from potential gross income in order to arrive at effective gross income. The subject property is currently 100% leased. Furthermore, the subject's competitive market exhibits a vacancy level of approximately 4.0%. Due to the long-term leases at the subject property, the average vacancy rate over the projected holding period, which is attributed to downtime between leases, approximates a minimal 1.0%. In addition to vacancy, we estimated a blended credit loss factor of 1.0% which takes into account both national and local tenants at the subject center. Therefore, the combined long-term vacancy and credit loss factor for the subject property amounts to approximately 2.0%. In the first year of our discounted cash flow analysis, the combined credit loss amounts to $14,752.

EFFECTIVE GROSS INCOME

Given our estimate of potential gross income, other income, and a vacancy and collection loss, the estimated effective gross income is derived as follows:

================================================================================
                                  EFFECTIVE GROSS INCOME (FY 1997)
================================================================================
      Potential Gross Income:                                   $ 737,616
      Less:  Collection Loss                                    ($ 14,752)
      Miscellaneous Income                                      $     506
                                                                ---------
      Effective Gross Income:                                   $ 723,370
================================================================================

Our estimate of effective gross income used in direct capitalization is $723,370. This figure is the same as the EGI in the first year of our cash flow in the discounted cash flow method.

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

OPERATING EXPENSE ANALYSIS

In projecting the revenues and expenses for the subject property, we have analyzed the historical figures for fiscal years 1993 through 1995 as well as management's forecast of revenues and expenses for fiscal year 1996. In addition, we have utilized the Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers publication to assist in our analysis. We have considered the category " Regions 1, 2 & 3 (East): Open Shopping Centers" as the most representative of the subject property. A summary of the average expenses taken from this publication increased at an inflationary rate to reflect our fiscal year 1997 analysis are presented as follows:

================================================================================
                           COMPARABLE EXPENSE ANALYSIS
================================================================================
                  Expense Category                     P.S.F.
--------------------------------------------------------------------------------
         General & Administrative                      $ 0.08
         Repairs & Maintenance                         $ 0.36
         Services                                      $ 0.46
         Utilities                                     $ 0.18
                                                       ------
                       Total CAM                       $ 1.08
         Real Estate Taxes                             $ 1.26
         Insurance                                     $ 0.15
         Management Fees                               $ 0.41
      Total Operating Expenses                         $ 2.90
--------------------------------------------------------------------------------
      Source: Institute of Real Estate Management's 1995
      Income/Expense Analysis: Shopping Centers
================================================================================

Our estimate of the subject's stabilized expenses are detailed as follows.

Common Area Maintenance

The subject's historical and projected common area maintenance (CAM) expenses are as follows:

================================================================================
                         COMMON AREA MAINTENANCE EXPENSE
================================================================================
                      Year                         Total $ Amount
--------------------------------------------------------------------------------
                      1993                                     NA
                      1994                                     NA
                      1995                                $32,392
                  1996 Budget                             $53,372

               CB 1996 Projection                         $55,000
--------------------------------------------------------------------------------
Source: Mark Centers Trust
================================================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Common area maintenance (CAM) charges generally includes various items such as general and administrative expenses, repair and maintenance expenses, utilities, and general services such as cleaning, landscaping, security, and common area insurance expenses. We project the total CAM expense in 1996, before management fees, at $55,000 or $0.36/SF. This is somewhat lower than the average CAM expenses for the properties surveyed by IREM of $1.23/SF for open shopping centers in the east. However, the subject's historical expenses have ranged from $0.21/SF to $0.35/SF. Given the subject's historical CAM expense structure coupled with its effective age, occupancy and the services provided, the subject's projected CAM figure is considered reasonable.

Property Taxes

Historical and budgeted property tax expenses are as follows:

================================================================================
                              PROPERTY TAX EXPENSE
================================================================================
                      Year                        Total $ Amount
--------------------------------------------------------------------------------
                      1993                              NA
                      1994                              NA
                      1995                           $ 107,857
                  1996 Budget                        $ 107,796
                Year 1 Pro Forma                     $  99,860
--------------------------------------------------------------------------------
Source: Mark Centers Trust
================================================================================

As discussed fully within the tax and assessment data section of the report, estimated taxes for fiscal year 1997 are projected to be $99,860.

Insurance

Historical and budgeted insurance expenses are as follows:

================================================================================
                                INSURANCE EXPENSE
================================================================================
                      Year                        Total $ Amount
--------------------------------------------------------------------------------
                      1993                              NA
                      1994                              NA
                      1995                            $12,550
                  1996 Budget                         $10,764
               CB 1996 Projection                     $12,000
--------------------------------------------------------------------------------
Source: Mark Centers Trust
================================================================================

Insurance at the subject property includes both liability insurance and fire insurance. This expense has decreased from 1995 to 1996 to a level of $0.07/SF. We have placed primary

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

emphasis on the subject's historical and 1996 budgeted insurance expenses and have estimated the insurance expense at $12,000, or $0.08/SF.

Professional Management Fee

In order to maintain the control of the property and subsequently ensure the stream of income that it generates, it is necessary to employ either internal or outside management. In the case of the subject property, the property is managed internally and no management expense has been reflected in historical statements. Typical professional management fees in the local market range from 1.0% to 5.0% of effective gross income. Based upon the size and nature of the subject improvements, we have applied a management expense of 2.0% of effective gross income. Because management is calculated based on a percentage of effective gross income, this expense will vary each year because of fluctuations in the income stream. In the first year of our analysis, this expense equates to $14,467 or $0.10/SF.

Replacement Reserves

This expense typically represents a reserve for future replacement of long-lived items. The amount of reserve and whether it is included or not in the direct capitalization and DCF analyses depends on the actions reflected by buyers and sellers in the local market. Based on the available comparable data and discussions with brokers and investors, replacement reserves generally range from $0.10/SF to $0.20/SF for retail properties of similar quality and condition as the subject. Given the subject's average condition, we have estimated this expense at $0.10/SF or $15,074 in 1996 increasing at our projected annual expense growth rate of 3.0%. Based on discussions with local market participants, replacement reserves are typically subtracted in calculating NOI when determining the cash flow in the DCF analysis.

Total Concluded Operating Expenses

The concluded stabilized operating expenses for the subject total an estimated $198,487, or $1.32 per rentable square foot. This total expense estimate is for the first year of our proforma and incorporates fiscal year conversions not reflected in the previous 1996 calendar year estimates. The expense is somewhat lower than the average indicated by IREM ($2.90/SF) but judged reasonable given the historical and budgeted operations of the subject.

CAPITALIZATION RATE

There are several methods for deriving an overall capitalization rate for direct capitalization. A common method for establishing an overall capitalization rate for properties similar to the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists. While derivation of capitalization rates from comparable sales is preferable, we were unable to obtain adequate income and expense data to employ this method from the sales used within the

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Sales Comparison Approach. Therefore, the investor survey method is used as the primary approach in deriving our overall capitalization rate. The subject property is a retail shopping center that would be attractive to either a local or a national investor. The category in the published investor survey most comparable to the subject is class B neighborhood shopping center. The investors typically interviewed for the survey are regional or national investors associated with pension funds, REIT's, insurance companies, financial institutions, etc. The information below is taken from CB Commercial most recent National Investor Survey (first quarter 1996).

================================================================================================================
                                           SUMMARY OF INVESTOR SURVEY
                                          OVERALL CAPITALIZATION RATES
                                     NEIGHBORHOOD SHOPPING CENTERS - CLASS B
----------------------------------------------------------------------------------------------------------------
                 Investor Survey                          Ro Range           Average           Date of Survey
----------------------------------------------------------------------------------------------------------------
CB Commercial National Investor Survey               9.0% - 11.5%            10.3%        First Quarter, 1996
----------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================================================

The previous survey indicates an overall range of 9.0% to 11.5% for neighborhood shopping centers with an average of approximately 10.3%. The capitalization rate reflects the quality and duration of the income stream as well as the physical characteristics of the property. The tenant mix at the subject center is considered to be good for the area with mostly regional tenants. The largest tenant at the subject, K-Mart, is national tenant. The K-Mart lease expires in 1999; however, K-Mart has nine, five-year options to renew at the same terms. Weiss Market, a regional tenant, also expires in 1999. However, Weiss also has options to renew. Revco Drugs, a national tenant, expires in 2000. Lease expiration is fairly even throughout the holding period which reduces risk. The center is currently 100% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional neighborhood center of average quality and in average overall condition. In addition, the subject is situated in a good retail location with moderate to high volumes of traffic.

Based upon this survey and the factors discussed above, an 10.5% overall capitalization rate appears to be appropriate for the subject property.

Direct Capitalization Summary

A summary of the direct capitalization method as applied to the subject property is illustrated in the following table:

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                                SHILLINGTON PLAZA
                          DIRECT CAPITALIZATION SUMMARY
================================================================================
            Category                                      Total          P.S.F.
--------------------------------------------------------------------------------
Income
     Total Market Rent                                $   501,036        $ 3.32
     Recovery Income                                      170,340          1.13
                                                      -----------        ------

     Gross Rental Income                              $   671,376        $ 4.45
       Less: Vacancy and Credit Loss                      (14,752)        (0.10)
       Plus: Other Income                                     506          0.01
       Plus: Percentage Rents                         $    66,240          0.44
                                                      -----------        ------
     Effective Gross Income                           $   723,370        $ 4.80

Expenses
     Common Area Maintenance (CAM)                        (55,688)        (0.37)
     Real Estate Taxes                                   (101,108)        (0.67)
     Insurance                                            (12,150)        (0.08)
     Management Fees                                      (14,467)        (0.10)
     Replacement Reserves                                 (15,074)        (0.10)
                                                      -----------        ------
     Total Expenses                                   $  (198,487)       $(1.32)
        OER                                                    27%

Net Operating Income                                  $   524,883        $ 3.48
     CAPITALIZATION OF NOI:
     @10.5%                                           $ 4,998,886        $33.16

Reconciled Value                                      $ 5,000,000        $33.16
--------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The concluded market value of the subject property, based on the direct capitalization method, is $5,000,000.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS

Our DCF assumptions are summarized as follows. Most of the following assumptions have been discussed and supported within prior sections of the report. A discussion of the discount rate, terminal capitalization rate and holding period follow the assumptions summarized below.

================================================================================
                   SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS
                                SHILLINGTON PLAZA
================================================================================

   General Assumptions
       Start Date                                               June 1, 1996
       Terms of Analysis                                          10 years
       Basis (Calendar /  Fiscal)                                  Fiscal
       Software                                                Project + Plus
   Growth Rate Assumptions
       Expenses                                                     3.0%
       Market Rent                                                  3.0%
       Real Estate Taxes                                            3.0%
       Inflation (CPI)                                              3.0%
   Market Rent Assumptions
       Anchor                                                   $ 6.00 (NNN)
       Satellite                                            $11.00 & $8.00(NNN)
   Leasing Assumptions
       Lease Term                                                 5 Years
       Renewal Probability                                          50%
       Weighted Average of:
         Tenant Improvements                                       $0.00
         Months of Free Rent                                         0
         Leasing Commissions (Cashed-Out)                           4.5%
         Down Time Between Leases                                 6 Months
   Tenant Assumptions
                                          Existing tenant leases were entered at
                                          contract rent and terms. Speculative
                                          renewals assume tenants will pay base
                                          rent plus their pro rata share of CAM,
                                          real estate taxes and insurance.
                                          Contractual recoveries were input into
                                          the model per their respective leases.
   Miscellaneous Assumptions
       Credit Loss                                                  2.0%
       Avg. Occupancy Over Projection Period                         99%
       Structural Maintenance/ Reserves ($/SF)                     $ 0.10

   Financial Assumptions
       Discount Rate (IRR)                                         12.50%
       Terminal Overall Capitalization Rate (RO)                   11.00%
       Costs of Sale                                                2.00%
--------------------------------------------------------------------------------
Source:  CB Commercial Real Estate Group, Inc.
================================================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNT RATE ANALYSIS

A discount rate is a rate of return on capital utilized to capitalize future payments or receipts to present value. It is based on the time value of money concept. For appraisal purposes, the rate used to convert income to property value should represent the annual rate of return necessary to attract investment capital. The rate is influenced by many considerations, including the degree of apparent risk, market attitudes with respect to future inflation, the prospective rates of return for alternative investment opportunities, supply of and demand for mortgage funds, and the availability of tax shelters. Because rates of return used in income capitalization represent prospective rates, as distinguished from historical rates, special consideration is given to market perceptions of risk and changes in purchasing power.

Although it is not possible to prove conclusively the suitability of a particular rate of return on the basis of market evidence, the chosen rate should be consistent with the available evidence. Rate selection requires judgment and knowledge concerning prevailing market attitudes and economic indicators. Both the discount rate and the reversionary capitalization rate must reflect the relative risk perceived by investors for the specific market being studied. Generalities must be avoided. To determine such rates, we have used surveys of real estate investors analyzed and adjusted for comparative returns found in the capital markets.

National investor surveys include data on investors operating regionally and nationally, such as representatives of insurance companies, commercial banks, pension funds, investment banking firms, syndication firms, and investment advisory firms. Such companies invest in all types of properties, including office buildings, retail shopping centers, hotels, apartment complexes, and industrial facilities. These surveys are valuable for determining general parameters but must be honed to the local market.

Based on surveys from CB Commercial Real Estate Group Inc. for the first quarter 1996, investment criteria for numerous market participants including investors that would be in competition for acquiring a property such as the subject are illustrated below.

====================================================================================================================================
                                             FIRST QUARTER 1996 NATIONAL INVESTOR SURVEY
                                                CLASS B NEIGHBORHOOD SHOPPING CENTERS
====================================================================================================================================
     TYPE OF FIRM                    OVERALL CAP. RATES                    GENERAL             DISCOUNT              REAL RATE
                                                                          INFLATION              RATE                OF RETURN
                       -----------------------------------------------
                              GOING-IN               TERMINAL                                    (IRR)                 (RRR)
====================================================================================================================================
Range:                         9-11.5                  10-12                 2-4                12-14.5               9.5-11
Average                         10.3                   10.8                  3.1                 13.1                  10.1
====================================================================================================================================
Change from                      -20                    +10                  -40                  +50                  +190
 3rd Qtr Survey
====================================================================================================================================
Source:  CB Commercial Real Estate Group Inc. - 1st Quarter 1996

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

We have surveyed national real estate investors for their investment criteria when purchasing real estate such as the subject. Investor expectations for inflation range from 2% to 4%, with an average of 3.1%. We have selected an inflation rate for our analysis of 3.0%. The discount rate reflects the quality and duration of the income stream as well as the physical and locational characteristics of the property. As discussed within the overall rate section, the tenant mix at the subject center is considered to be good for the area with mostly regional tenants. Moreover, lease expiration is fairly even throughout the holding period which reduces risk. The center is currently 100% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional neighborhood center of average quality and in average overall condition. In addition, the subject is situated in an average retail location with relatively low volumes of traffic.

In general, the discount rate (IRR) is comprised on a safe rate (usually Treasuries) and a risk premium. The risk premium is difficult to quantify but with sound logic a reasonable rate can be ascertained. The chart presented below graphically depicts real estates position within the risk/reward graph.

------------------------------------------------------------------------------------------------------------------------------------
                                              INVESTOR RISK VERSUS RETURN REQUIREMENTS
Anticipated Return

                                                                                                                 _ Real Estate

                                                                                         _ Common Stocks

                                                                       _   Corporate
                                                                       Bonds

                                              _  Mortgage   Backed
                                              Securities

                      _ Municipal Bonds

      _ T - Bills

                                                                                                                 Riskless Rate
------------------------------------------------------------------------------------------------------------------------------------

Perceived Level of Risk

US Treasury notes and bonds are considered risk free since they are backed by the United States government. Their rates only fluctuate with perceived inflation. The use of this, or any short term investment including the prime rate or LIBOR is meaningless when compared to an

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

investment with a 10-year holding period. Accordingly, as a starting point, we only considered risk free or nearly risk free investments with a maturity of 10 years. These include Treasuries, corporate bonds and municipal bonds. Adjusted for daily fluctuations, these debt offerings are yielding 5.59% to 8.25%. Mortgaged backed securities generally tend to fall above these instruments. The next layer of risk would include debt rated as low as BBB. These notes are yielding as much as 10%. Long-term mortgages are also yielding over 10% considering the mortgage constant on a note priced at 250 to 300 basis points over comparable Treasuries. Riskier investments such as junk bonds vary widely from 12% to 22% on an unleveraged basis. Real estate, as indicated on the chart above falls between common stock (10%) and junk bonds (16%). To eliminate the burden of illiquidity, REIT's and similar investments are being created. They represent a quasi-real estate opportunity. REIT's are currently providing dividends ranging from 6% to 8% but offer potential yields of 15% to 20%


Various financial instruments are yielding between 5.59% and 8.25% depending upon the type of investment as indicated on the chart below based on data obtained from the Federal Reserve Statistical Release for the week ending May 17, 1996. It should be noted that over the past year we have witnessed an increase in the interest rate of all of the following instruments.

================================================================================
      INSTRUMENT                                                     RATE
================================================================================
      Prime Rate                                                     8.25%
--------------------------------------------------------------------------------
      Municipal Bonds                                                5.96%
--------------------------------------------------------------------------------
      Short-Term Treasury Securities (1 year)                        5.59%
--------------------------------------------------------------------------------
      Long Term Treasury Securities (10 years)                       6.68%
--------------------------------------------------------------------------------
      Corporate Aaa Bonds (10+ years)                                7.57%
--------------------------------------------------------------------------------
      Corporate Baa Bonds (10 + years)                               8.25%
================================================================================

The risk premium is the rate added to Treasuries to account for illiquidity, the capital markets and the economy. Whether the risk premium decreases in the near term is dependent solely on inflation, the growth of the economy and capital markets. During 1995, the Federal Reserve decreased interest rates in order to stimulate a sluggish economy. The low rates have continued during the early portion of 1996, however, have recently begun to ascend. Over the longer term, as the existing supply of space is absorbed, the risk premium will decrease.

Based on the above, we feel that the current required rate of return (IRR) for the subject would fall slightly below the middle of the range at 12.5%. This reflects the quality, quantity and cash flow risk associated with the subject property. As such, we have utilized a discount rate of 12.5% in our analysis.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

TERMINAL RATE

To estimate the appropriate terminal capitalization rate, we have considered the rates reflected in the investment criteria outlined above for both going-in and terminal capitalization. Typically, under stable market conditions, the terminal capitalization rate will be greater than the going-in rate to reflect the risk associated with the holding period. Typically 50 to 100 basis points are added on to the going-in cap rate under stable market conditions to account for the additional risk. Furthermore, our national investor survey also indicated an average terminal capitalization 50 basis points greater than the going-in rate.

It is evident by historical and current performance of the center and it is our opinion that the subject property will encounter average-to-good market acceptance in the future. It is our opinion that a terminal capitalization rate of 11.0% is the most appropriate for the subject property.

A 2% deduction for costs of sale has been utilized to reflect the net reversionary value.

HOLDING PERIOD

To apply the discounted cash flow analysis, an estimate must be made of the appraised property's holding period based on typical investors' motives in the local market. Historical investment holding periods of similar shopping centers typically have ranged from 10 to 15 years. A 10- to 15- year holding period was analyzed to test the property's sensitivity to roll-overs. A 10-year holding period was selected.

Our discounted cash flow analysis is presented on the following page.

--------------------------------------------------------------------------------

                         Shillington Plaza, Reading, PA
                                Cash Flow Report

--------------------------------------    --------------------------------------
Building Size                 150,742     Reconciled Value              $ 4,821
Cost of Sales                   2.000%    Value per SF                  $ 31.98
Hold Period (Years)                10     % Residual of Recon. V           36.9%
Reduce Residual by Cap Ex         Yes     Direct Cap Rate                 10.50%
Residual Discount Rate          12.50%    Direct Cap Value              $ 5,142
--------------------------------------    --------------------------------------

                                         -------------------------------------------------------------------------------------------
Compounded Ann.                            1997        1998         1999         2000         2001         2002         2003
  Avg. Growth                            -------------------------------------------------------------------------------------------
     1.11%    BASE RENT                  501,036      511,424      517,428      494,634      522,633      516,376      522,295
       N/A      Free Rent                      0            0            0            0            0            0            0
     3.02%      Expense Recoveries       170,340      176,232      181,888      183,111      192,842      197,889      203,862
     6.51%      Percentage Rent           66,240       70,396       75,718       81,200       86,845       92,661       98,650
-----------                              -------------------------------------------------------------------------------------------
     2.16%    GROSS INCOME               737,616      758,052      772,034      758,945      802,320      806,926      824,807
     2.16%      Credit/Vacancy Loss      (14,752)     (15,161)     (15,501)     (15,179)     (16,046)     (16,139)     (16,496)
     3.00%      Miscellaneous Incomes        506          521          537          553          570          587          604
-----------                              -------------------------------------------------------------------------------------------
     2.16%    EFFECTIVE GROSS INCO       723,370      743,412      790,070      744,319      786,844      791,374      808,915
-----------
     2.94%    TOTAL EXPENSES             183,413      188,883      194,436      199,498      205,887      211,681      217,909
-----------                              -------------------------------------------------------------------------------------------
     1.88%    NET OPERATING INCOM        539,957      554,529      565,634      544,821      580,957      579,693      591,006

       N/A      Commissions                5,353        3,151            0        3,647       14,792        5,320            0
       N/A      Tenant Improvements            0            0            0            0            0            0            0
       N/A      Capital Additions         15,074       15,526       15,992       16,472       16,966       17,475       17,999
-----------                              -------------------------------------------------------------------------------------------
       N/A    TOTAL DEDUCTIONS            20,427       18,677       15,992       20,119       31,758       22,795       17,999
-----------                              -------------------------------------------------------------------------------------------
     1.95%    CASH FLOW                  519,530      535,852      549,642      524,702      549,199      556,898      573,007
-----------
               TOTAL CASH FLOW           519,530      535,852      549,642      524,702      549,199      556,898      573,007
                                         -------------------------------------------------------------------------------------------
                 Debt Service                N/A          N/A          N/A          N/A          N/A          N/A          N/A
                                         -------------------------------------------------------------------------------------------
               CASH FLOW AFTER DEB       519,530      535,852      549,642      524,702      549,199      556,898      573,007
                                         -------------------------------------------------------------------------------------------
               CUMULATIVE SURPLUS            N/A          N/A          N/A          N/A          N/A          N/A          N/A
                                         -------------------------------------------------------------------------------------------

               ---------------------------------------------------------------------------------------------------------------------
               Implied Overall Rate        11.20%       11.50%       11.73%       11.30%       12.05%       12.02%       12.26%
               Cash on Cash Return         10.78%       11.12%       11.40%       10.88%       11.39%       11.55%       11.89%
               ---------------------------------------------------------------------------------------------------------------------



                                         -----------------------------------------------
Compounded Ann.                           2004         2005         2006         2007
  Avg. Growth                            -----------------------------------------------

     1.11%    BASE RENT                  529,937      538,367      535,891      559,444
       N/A      Free Rent                      0            0            0            0
     3.02%      Expense Recovertes       210,497      215,995      218,995      229,384
     6.51%      Percentage Rent          104,820      111,174      117,720      124,461
-----------                              -----------------------------------------------
     2.16%    GROSS INCOME               845,254      865,536      872,606      913,289
     2.16%      Credit/Vacancy Loss      (16,905)     (17,311)     (17,452)     (18,266)
     3.00%      Miscellaneous Incomes        623          641          661          680
-----------                              -----------------------------------------------
     2.16%    EFFECTIVE GROSS INCO       828,972      848,866      855,815      895,703
-----------
     2.94%    TOTAL EXPENSES             224,361      230,992      237,552      244,963
-----------                              -----------------------------------------------
     1.88%    NET OPERATING INCOM        604,611      617,874      618,563      650,740

       N/A      Commissions                3,653            0       21,374            0
       N/A      Tenant Improvements            0            0            0            0
       N/A      Capital Additions         18,539       19,095       19,668       20,258
-----------                              -----------------------------------------------
       N/A    TOTAL DEDUCTIONS            22,192       19,095       41,042       20,258
-----------                              -----------------------------------------------
     1.95%    CASH FLOW                  582,419      598,779      577,221      630,482
-----------
               TOTAL CASH FLOW           582,419      598,779      577,221      630,482
                                         -----------------------------------------------
                 Debt Service                N/A          N/A          N/A          N/A
                                         -----------------------------------------------
               CASH FLOW AFTER DEB       582,419      598,779      577,221      630,482
                                         -----------------------------------------------
               CUMULATIVE SURPLUS            N/A          N/A          N/A          N/A
                                         -----------------------------------------------

               -------------------------------------------------------------------------
               Implied Overall Rate        12.54%       12.82%       12.82%       13.50%
               Cash on Cash Return         12.08%       12.42%       11.97%       13.08%
               -------------------------------------------------------------------------


NOI and CF Trends

[GRAPHIC OMITTED]


----------------------------------------------------------------
                           Sale/Yield Matrix (000's)

                               Terminal Cap Rate
                 -----------------------------------------------
Disc Rate        10.75%       11.00%       11.25%         11.50%
----------------------------------------------------------------
12.00%           5,009        4,966        4,924          4,885
                 -----------------------------------------------
12.25%           4,935        4,893        4,852          4,813
                 -----------------------------------------------
12.50%           4,862        4,821        4,781          4,743
                 -----------------------------------------------
12.75%           4,791        4,750        4,712          4,675
                 -----------------------------------------------
13.00%           4,721        4,682        4,644          4,607
                 -----------------------------------------------
13.25%           4,653        4,614        4,577          4,542
----------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW CONCLUSION

We used "PRO-JECT +plus" computer software to create a cash flow model for a long term hold. Reference is made to the "Annual Cash Flow Report", generated by the Pro-ject software, on the previous page which provides a summary of cash flow from all sources. We utilized a 10-year holding period and have discounted the cash flow on a fiscal year basis from 1997 to 2006. The cash flow incorporates the terms of existing leases during the analysis period and our assumptions regarding the lease-up of vacant space. It also calculates renewal rentals when leases expire based on current market rent escalated at a growth factor. In addition, a forecast was made for 15 years to check for any irregularities in the income stream which may artificially affect the reversionary sale price. It should be noted that based on our analysis of the extended holding period indicated that there was no irregularities. We capitalized the 11th year net operating income to determine the reversionary value at the end of year 10.

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The preceding analysis indicates the following conclusions:

================================================================================
                      INCOME CAPITALIZATION APPROACH VALUES
================================================================================
            Method                                           Indicated Value
--------------------------------------------------------------------------------
            Direct Capitalization                               $ 5,000,000
            Discounted Cash Flow                                $ 4,800,000
--------------------------------------------------------------------------------
            Source: CB Commercial Real Estate
================================================================================

Greater emphasis is placed on the DCF analysis because it is the method likely to be used by a typical investor. As a result, based on the Income Capitalization Approach, CB Commercial concludes a value estimate for the subject property of $4,800,000. This equates to $31.84 per rentable square foot.

--------------------------------------------------------------------------------

                                   CONCLUSION

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                             RECONCILIATION OF VALUE

CB Commercial was instructed to estimate the market value of the leased fee interest in the subject property. The value conclusions for each applicable approach are summarized below.

================================================================================
                             SUMMARY OF VALUE CONCLUSIONS
================================================================================
Cost Approach                                                   N/A
Sales Comparison Approach                                   $ 4,800,000
Income Capitalization Approach                              $ 4,800,000
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

The Income Capitalization Approach is considered the most persuasive method for valuing the subject property. This approach is predicated on the principle of anticipated economic benefits and, therefore, best reflects the investment characteristics of the subject. Properties such as the subject are typically purchased by investors; thus, this approach must closely parallels the anticipated analysis that would be employed by the most typical purchaser. Since the subject property has a number of existing leases with a variety of terms, the DCF technique best models the future cash flow stream to a prospective buyer.

The Sales Comparison Approach is predicated on the principle that an investor would pay no more for an existing property than for a comparable property with similar utility. This approach is contingent on the reliability and comparability of available data. The data developed was considered sufficiently reliable to reach a value conclusion by the Sales Comparison Approach. However, due to the lack of truly comparables sales in recent years, this method is given secondary consideration in the reconciliation.

The Cost Approach is predicated on the principle that an investor would pay no more for an existing property than it would cost to acquire land and construct a building with similar utility. Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Furthermore, due to the age of the subject and current market conditions, accrued depreciation would be substantial and difficult to estimate. An investor would not use the Cost Approach due to the imprecise nature of estimating the accrued physical, functional, or external depreciation affecting the improvements. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

The final value conclusion and the approaches relied upon give strong consideration to the market behavior of the typical buyer and current market environment for the property appraised.

Based on the foregoing analysis, it is concluded that the market value of the leased fee interest in the subject property, subject to the assumptions and limiting conditions, as of June 1, 1996, is:

                   FOUR MILLION EIGHT HUNDRED THOUSAND DOLLARS
                                  ($4,800,000)

This value is subject to all of the assumptions and limiting conditions stated throughout the report, including specific assumptions and limiting conditions.

--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to total that would adversely affect marketability or value. CB Commercial is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Commercial, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. It is assumed that improvements have been constructed or will be constructed according to approved architectural plans and specifications and in conformance with recommendations contained in or based upon any soils report(s).

      Unless otherwise specifically noted in the body of this report, it is assumed: that any existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are, or will be upon completion, in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that it or they will withstand any known elements such as windstorm, hurricane, tornado, flooding, earthquake, or similar natural occurrences; and, that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Commercial professionals are not engineers and are not competent to judge matters of an engineering nature. CB Commercial has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Commercial by ownership or management; CB Commercial inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Commercial was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Commercial reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Commercial has no knowledge of the existence of such materials on or in the property. CB Commercial, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

      We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Commercial. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.

5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Commercial has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to,

--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

      numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Commercial reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Commercial of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Commercial will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CB Commercial assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CB Commercial is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Commercial does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Commercial.

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Commercial to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Unless otherwise noted in this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CB Commercial nor may this report or copies hereof be transmitted to third parties without said consent, which consent CB Commercial reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express written consent of CB Commercial which consent CB Commercial reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Commercial shall have no accountability or responsibility to any such third party.

--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area have been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Commercial unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Commercial assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Commercial assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CB Commercial assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Not withstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Commercial has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Commercial has no specific information relating to this issue, nor is CB Commercial qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.

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================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

24. For our analysis, we have relied on the information provided by the detailed rent roll and information provided by the subject leasing agent. We have assumed all information is correct. Furthermore, we have assumed all leases out for signature will be returned signed, and executed as of the date indicated to us by the leasing agent. We reserve the right to amend this appraisal should any of this information be later found to be incorrect.

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                                    ADDENDA

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                                                                         ADDENDA
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                                     ADDENDA

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                                                    ADDENDUM A GLOSSARY OF TERMS
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                                   ADDENDUM A


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================================================================================
                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

                                GLOSSARY OF TERMS

assessed value Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

cash equivalency The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract, coupon, face, or nominal rent The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

coupon rent
  See  Contract, Coupon, Face, or Nominal Rent


effective rent 1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ++ 2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

face rent
  See  Contract, Coupon, Face, or Nominal Rent

fee simple estate Absolute ownership unen-cumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. ++

floor area ratio (FAR) The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. ++

full service lease  A lease in which rent covers all operating expenses.
  Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

gross building area (GBA) The sum of all areas at each floor as measured to the exterior walls.

insurable value Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

investment value Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be established by an expert on real estate and its value, that is, an appraiser. +

leased fee
  See leased fee estate

leased fee estate An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the

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================================================================================
                                                               GLOSSARY OF TERMS
--------------------------------------------------------------------------------

  lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.++

leasehold
  See leasehold estate

leasehold estate The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.++

load factor The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

market value "as if complete" on the appraisal date Market value as if complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

market value "as is" on the appraisal date Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

market value Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.ss.

marketing period The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. ++

net lease Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA)  1) The area on which rent is computed. 2) The Rentable
  Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

nominal rent
  See  Contract, Coupon, Face, or Nominal Rent

prospective future value "upon completion of construction" Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value estimate at this stage is stated in current dollars unless otherwise indicated.

prospective future value "upon reaching stabilized occupancy" Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value estimate at

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================================================================================
                                                               GLOSSARY OF TERMS
--------------------------------------------------------------------------------

  this stage is stated in current dollars unless otherwise indicated.

reasonable exposure time The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market. **.0 rent
  see
  full service lease
  net lease
  contract, coupon, face, or nominal rent
  effective rent

shell space Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

Usable Area 1) The area actually used by individual tenants. 2) The Usable Area of an office is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

use value  Use value is a concept based on the productivity of an economic good.
  Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale. +

value appraised During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time. See also market value "as is" on the appraisal date

market value "as if complete" on the appraisal date

prospective future value "upon completion of construction"

prospective future value "upon reaching stabilized occupancy"

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================================================================================
                                                    ADDENDUM B LEGAL DESCRIPTION
--------------------------------------------------------------------------------


                                   ADDENDUM B
                               LEGAL DESCRIPTION


--------------------------------------------------------------------------------

                                                         Shopping Center
                                      COPY               Reading, PA

                                 This Indenture

Made the 26th day of September 1994,

Between MARCORP ASSOCIATES THREE, a Pennsylvania Limited
Partnership

                                                  (hereinafter called "Grantor")

                                       AND

[illegible] SHILLINGTON, L.P. , a Pennsylvania limited partnership

                                                  (hereinafter called "Grantee")

Witnesseth, That the said Grantor in consideration of FOUR MILLION and no/100
($4,000,000.00) -----------------------------------------------------   Dollars,

paid to the Grantor by the Grantee, receipt of which is hereby acknowledged, does grant, bargain, sell and convey to the said Grantee , its successors and assigns



      THAT CERTAIN piece or parcel of land situate in Cumru Township, County of Berks, Commonwealth of Pennsylvania, as shown on Plan No. [illegible], prepared by Spotts, Stevens and McCoy, Inc., Consulting Engineers of Wyomissing, Pennsylvania, and being more fully bounded and described as follows, to wit:

[illegible to end of page]
along property belonging to Savage Properties, Inc. South twenty-nine degrees thirty-eight minutes fifty-five seconds West (S. 29(degree) 38' 55" W.) a distance of ninety-seven and six hundredths feet (97.06 ft.) to a point on the northern right-of-way line of S.R. 0222, known as Lancaster Pike; thence along the northern right-of-way line of Pennsylvania State Highway S.R. 0222, known as Lancaster Pike, the five (5) following courses and distances, viz: (1) South twenty-one degrees two minutes one second East (S. 21(degree) 02' 01" E.) a distance of ten and zero hundredths feet (10.00 ft.) to a point; (2) thence by a curve deflecting to the left having a central angle of two degrees fifteen minutes zero seconds (02(degree) 15' 00") a radius of two thousand six hundred sixteen and forty-eight hundredths feet (2,616.48 ft.) a length along the arc of one hundred two and seventy-five hundredths feet (102.75 ft.) a cord bearing of South sixty-seven degrees fifty minutes thirty seconds West (S. 67(degree) 50' 30" W.) a cord distance of one hundred two and seventy-four hundredths feet (102.74 ft.) to a point; (3) South twenty-three degrees seventeen minutes one second East (S. 23(degree) 17' 01" E.) a distance of twenty and zero hundredths feet (20.00 ft.) to a point; (4) by curve deflecting to the left having a central angle of seven degrees forty-nine minutes forty-eight seconds (07(degree) 49' 48") a radius of two thousand five hundred nine-six and forty-eight hundredths feet (2,596.48 ft.) a length along the arc of three hundred fifty-four and eighty-four hundredths feet (354.84 ft.) a cord bearing of South sixty-two degrees forty-eight minutes five seconds West (S. 62(degree) 48' 5" W.) a cord distance of three hundred fifty-four and fifty-six hundredths feet (354.56 ft.) to a point; (5) passing through a point one hundred thirty-five and sixty-one hundredths feet (135.61 ft.) from the last described point, South seventy degrees twenty-one minutes forty-five seconds West (S. 70(degree) 21' 45" W.) a distance of 250 and forty-five hundredths feet (250.45 ft.) to a point; thence along property belonging to Andrew E. Bixler and Craig
J. Dadey, also along property belonging to Carl F. Bare and passing along the eastern end of a fifteen foot (15 ft.) wide alley North eleven degrees twenty-five minutes ten seconds West (N. 11(degree) 25' 10" W.) a distance of one hundred sixty-two and seventy-nine hundredths feet (162.79 ft.) to a point; thence along property of David Brendel and Debra Brendel, the three (3) following courses and distances, viz: (1) North forty-two degrees twenty-four minutes fifty seconds East (N. 42(degree) 24' 50" E.) a distance of one hundred sixty-six and eighty-three hundredths feet (166.83 ft.) to a point; (2) North forty-seven degrees thirty-three minutes ten seconds West (N. 47(degree) 33' 10" W.) a distance of two hundred twenty-eight and fifty-two hundredths feet (228.52 ft.) to a point; (3) North eleven degrees twenty-five minutes ten seconds West (N. 11(degree) 25' 10" W.) a distance of one and eighteen hundredths feet (1.18 ft.) to a point on the southern right-of-way line of Treemont Avenue; thence along the southern right-of-way line of Treemont Avenue (60 ft. wide) and also along the eastern right-of-way of Beverly Avenue (50 ft. wide), the two (2) following courses and distances, viz: (1) by a curve deflecting to the left having a central angle of seventy-nine degrees forty-three minutes forty-nine seconds (79(degree) 43' 49"), a radius of sixty and zero hundredths feet (60.00 ft.) a distance along the arc of eighty-three and forty-nine hundredths feet (83.49 ft.) a chord bearing of North seven degrees forty-one minutes sixteen seconds West (N. 07(degree) 41' 16" W.) a chord distance of seventy-six and ninety-two hundredths feet (76.92 ft.) to a point; (2) North forty-seven degrees thirty-three minutes ten seconds West (N. 47(degree) 33' 10" W.) a distance of one hundred twenty-nine and seventy-five hundredths feet (129.75 ft.) to a point; thence leaving Beverly Avenue along the southern side of a fifteen foot (15 ft.) wide alley North forty-two degrees twenty-four minutes fifty seconds East (N. 42(degree) 24' 50" E.) a distance of eighty-eight and fifty-three hundredths feet (88.53 ft.) to a point; thence along the eastern end of a fifteen foot (15 ft.) wide alley, along property belonging to Ida J. Clay, the eastern end of a fifteen foot (15 ft.) wide alley, property belonging to Clyde
C. Mengel and Dorothy A. Mengel, along the end of Gold Street (50 ft. wide), North eleven degrees twenty-five minutes ten seconds West (N. 11(degree) 25' 10" W.) a distance of three hundred eighty-four and nine hundredths feet (384.09 ft.) to a point on the northern right-of-way line of Gold seven degrees thirty-three minutes ten seconds West (N. 47(degree) 33' 10" W.) a distance of eighty-nine and eighty hundredths feet (89.80 ft.) to a point on the eastern right-of-way line of Parkside Avenue (60 ft. wide); thence along the eastern side of Parkside Avenue (60 ft. wide), North forty-two degrees twenty-four minutes fifty seconds East (N. 42(degree) 24' 50" E.) a distance of sixty-five and fifty-eight hundredths feet (65.58 ft.) to a point; thence along the end of Parkside Avenue, along property belonging to Wilda A. Trexler and also along the end of two (2) fifteen foot (15 ft.) wide alleys, North eleven degrees twenty-five minutes ten seconds West (N. 11(degree) 25' 10" W.) a distance of two hundred seventy-four and forty-three hundredths feet (274.43 ft.) to a point; thence along property belonging to the Berks County District Attorney's Office, also property belonging to David McCaw and Charles McCaw, North twenty-six degrees fifty-one minutes fifty seconds East (N. 26(degree) 51' 50" E.) a distance of one hundred seventy-four and fifty-four hundredths feet (174.54 ft.) to the POINT OR PLACE OF BEGINNING.

CONTAINING IN AREA twenty and thirty-one hundredths acres (20.31 Acres) of land.

Being a portion of the same property which Edith C. Bender and Bank of Pennsylvania, by deed dated March 26, 1973 and recorded in Deed Book 1627, Page 319, Berks County Records, at Reading, Pennsylvania, granted and conveyed unto Marcorp Associates Three.

================================================================================
                                            ADDENDUM C IMPROVED COMPARABLE SALES
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                                   ADDENDUM C
                            IMPROVED COMPARABLE SALES

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                                                                     RETAIL SALE
================================================================================

Location Data
       Property Name:                        15th & Allen Street Shopping Center
       Location:                             1401-1451 Allen Street
       City:                                 Allentown
       County:                               Lehigh
       State/Zip:                            Pennsylvania
       Assessor's Parcel No(s):              G9SW3A-14-4
       Atlas Reference:                      N/A

Physical Data
       Type:                                 Neighborhood
       Land Area:                            4.12 Acres
       Excess Land:                          None
       Gross Leasable Area:
          Anchors:
              Laneco Supermarket             25,000 SF
            Local Tenant GLA:                21,503 SF
            Anchor Tenant GLA:               25,000 SF
            Total GLA:                       46,503 SF
            GLA Purchased:                   46,503 SF
       Year Built:                           1950
       Parking:                              Adequate
       Condition:                            Average
       Exterior Walls:                       Masonry

Sale Data
       Transaction Type                      Sale
       Date of Transaction                   01/96
       Marketing Time.                       N/A
       Grantor:                              Carriage Associates L.P.
       Grantee:                              Allenbeth Associates L.P.
       Document No.:                         1558/220
       Sale Price:                           $4,242,000
       Financing:                            Market Terms
       Cash Equivalent Price:                $4,242,000
       Required Capital Cost:                $0
       Adjusted Sales Price:                 $4,242,000
       Verification:                         Public Records

Financial Data
       Assumptions & Forecast:               Buyer
       Occupancy at Sale:                    100
       Existing or Pro Forma Income:         N/A
                                                         TOTAL       P.S.F.
                                                         -----       ------
       Potential Gross Income:                             N/A        N/A
       Vacancy and Credit Loss:                            N/A        N/A
       Effective Gross Income:                             N/A        N/A
       Expenses:                                           N/A        N/A
       Net Operating Income:                          $462,049       $9.94

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                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
       Buyers Underwriting Criteria:
       Overall Capitalization Rate (OAR):    10.89 %
       Projected IRR:                        N/A
       Effective Gross Multiplier (EGIM):    N/A
       Operating Expense Ratio (OER):        N/A %
       Price Per Square Foot:                $91.22

Comments

      The 15th and Allen Street shopping center is a one-story neighborhood retail center located on the corner of 15th and Allen Streets in Downtown Allentown. This property is anchored by a Laneco Supermarket which occupies an estimated 25,000 square feet with the balance of the rentable area, 21,503 square feet allocated to 12 other satellite tenants. This center was built in the 1950's, however, it has undergone significant renovations since that time. Currently, the property is in average condition. At the time of sale, the property was 100% occupied.


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                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
       Property Name:                            Stefko Shopping Center
       Location:                                 Stefko Boulevard
       City:                                     Bethlehem
       County:                                   Northampton
       State/Zip:                                Pennsylvania
       Assessor's Parcel No(s):                  N7SW1B-3-1
       Atlas Reference:                          N/A

Physical Data
       Type:                                     Community
       Land Area:                                10.27 Acres
       Excess Land:                              None
       Gross Leasable Area:
          Anchors:
               Laneco Supermarket                65,000 SF
             Local Tenant GLA:                   69,446 SF
             Anchor Tenant GLA:                  65,000 SF
             Total GLA:                          134,446 SF
             GLA Purchased:                      134,446 SF
       Year Built:                               1965
       Parking:                                  Adequate
       Condition:                                Average
       Exterior Walls:                           Masonry

Sale Data
       Transaction Type:                         Sale
       Date of Transaction:                      01/96
       Marketing Time:                           N/A
       Grantor:                                  Carriage Associates L.P.
       Grantee:                                  Allenbeth Associates L.P.
       Document No.:                             1996-1/4082
       Sale Price:                               $5,618,000
       Financing:                                Market Terms
       Cash Equivalent Price:                    $5,618,000
       Required Capital Cost:                    $0
       Adjusted Sales Price:                     $5,618,000
       Verification:                             Public Records

Financial Data
       Assumptions & Forecast:                   Buyer
       Occupancy at Sale:                        95.2%
       Existing or Pro Forma Income:             N/A
                                                             TOTAL       P.S.F.
                                                             -----       ------
       Potential Gross Income:                                 N/A          N/A
       Vacancy and Credit Loss:                                N/A          N/A
       Effective Gross Income:                                 N/A          N/A
       Expenses:                                               N/A          N/A
       Net Operating Income:                              $617,577        $4.59

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                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
       Buyers Underwriting Criteria:
       Overall Capitalization Rate (OAR).        10.99 %
       Projected IRR:                            N/A
       Effective Gross Multiplier (EGIM):        N/A
       Operating Expense Ratio (OER):            N/A %
       Price Per Square Foot:                    $41.79

Comments

       The Stefco shopping center is a one-story community retail center located on Stefco Boulevard in Bethlehem. This property is anchored by a Laneco Supermarket which occupies an estimated 65,000 square feet with the balance of the rentable area, 69,446 square feet allocated to 21 other satellite tenants. This center was built in 1965, however, it has undergone significant renovations in 1988. Currently, the property is in average condition. At the time of sale, the property was 95.2% occupied.


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                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
       Property Name:                        Kenhorst Plaza
       Location:                             N/E/C New Holland Rd. &
                                             Philadelphia Ave. Kenhorst Borough
       City:                                 Reading
       County:                               Berks
       State/Zip:                            Pennsylvania
       Assessor's Parcel No(s):              N/A
       Atlas Reference:                      N/A

Physical Data
       Type:                                 Strip Center
       Land Area:                            19.19 Acres
       Excess Land:                          N/A
       Gross Leasable Area:
          Anchors:
              Redner's Food Mrkt.            44,000 SF
              U.S. Post Office               11,000 SF
            Local Tenant GLA:                N/A
            Anchor Tenant GLA:               55,000 SF
            Total GLA:                       55,000 SF
            GLA Purchased:                   136,087 SF
       Year Built:                           1990
       Parking:                              NA
       Condition:                            Good
       Exterior Walls:                       Cement Block

Sale Data
       Transaction Type:                     Sale
       Date of Transaction:                  8/95
       Marketing Time:                       N/A
       Grantor:                              Kenhorst Plaza Associates, L.P.
       Grantee:                              First Washington Realty Partnership
       Document No.:                         2674/1606
       Sale Price:                           $11,000,000
       Financing:                            Cash to Seller
       Cash Equivalent Price:                N/A
       Required Capital Cost:                $0
       Adjusted Sales Price:                 $0
       Verification:                         N/A

Financial Data
       Assumptions & Forecast:               N/A
       Occupancy at Sale:                    94
       Existing or Pro Forma Income:         N/A
                                                         TOTAL       P.S.F.
                                                         -----       ------
       Potential Gross Income:                             N/A        N/A
       Vacancy and Credit Loss:                            N/A        N/A
       Effective Gross Income:                             N/A        N/A
       Expenses:                                           N/A        N/A
       Net Operating Income:                        $1,102,305       $8.10

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                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
        Buyers Underwriting Criteria:        Other
        Overall Capitalization Rate (OAR):   N/A %
        Projected IRR:                       9.40 %
        Effective Gross Multiplier (EGIM):   N/A
        Operating Expense Ratio (OER):       N/A %
        Price Per Square Foot:               N/A

Comments


--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================


Location Data
       Property Name:                             Hamburg Shopping Center
       Location:                                  South 4th Street & Valley Road
       City:                                      Borough Of Hamburg
       County:                                    Berks
       State/Zip:                                 Pennsylvania
       Assessor's Parcel No(s):                   N/A
       Atlas Reference:                           N/A

Physical Data
       Type:                                      Neighborhood
       Land Area:                                 6.40 Acres
       Excess Land:                               N/A
       Gross Leasable Area:
          Anchors:
               Food Lion Supermarke
               Rite Aid Pharmacy
             Local Tenant GLA:                    N/A
             Anchor Tenant GLA:                   N/A
             Total GLA:                           N/A
             GLA Purchased:                       42,000 SF
       Year Built:                                1980
       Parking:                                   N/A
       Condition:                                 Good
       Exterior Walls:

Sale Data
       Transaction Type:                          Sale
       Date of Transaction:                       3 /94
       Marketing Time:                            N/A
       Grantor:                                   Wagman Equities, Inc.
       Grantee:                                   Lion Realty I
       Document No.:                              2523/1607
       Sale Price:                                $2,705,000
       Financing:                                 Cash to Seller
       Cash Equivalent Price:                     N/A
       Required Capital Cost:                     $0
       Adjusted Sales Price:                      $0
       Verification:                              N/A

Financial Data
       Assumptions & Forecast:                    N/A
       Occupancy at Sale:                         N/A
       Existing or Pro Forma Income:              N/A
                                                              TOTAL       P.S.F.
                                                              -----       ------
       Potential Gross Income:                                  N/A        N/A
       Vacancy and Credit Loss:                                 N/A        N/A
       Effective Gross Income:                                  N/A        N/A
       Expenses:                                                N/A        N/A
       Net Operating Income:                               $314,728      $7.49


--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
       Buyers Underwriting Criteria:
       Overall Capitalization Rate (OAR):         N/A %
       Projected IRR:                             11.64%
       Effective Gross Multiplier (EGIM):         N/A
       Operating Expense Ratio (OER):             N/A %
       Price Per Square Foot:                     N/A

Comments

       In-line tenants include a Chinese restaurant, Subway sandwich shop, and Randy Rick Hair Salon. There were two vacant stores at the time of sale.



--------------------------------------------------------------------------------
                                 CB COMMERCIAL

================================================================================
                                                   ADDENDUM D RENTAL COMPARABLES
--------------------------------------------------------------------------------

                                   ADDENDUM D
                               RENTAL COMPARABLES

--------------------------------------------------------------------------------

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
       Property Name:                   Kingston Plaza
       Location:                        S/S Third Avenue East Of Pierce Street
       City:                            Kingston
       County:                          Luzerne
       State/Zip:                       Pennsylvania
       Assessors Parcel No(s):          N/A
       Atlas Reference:                 N/A

Physical Data
       Type:                            Neighborhood
       Gross Leaseable Area:            64,824 SF
       Year Built:                      1982
       Exterior Walls:                  Brick Veneer
       Condition:                       Average
       Anchor Tenant:                   Price Chopper
       Parking:                         Adequate

Lease Data
       Occupancy:
          Local:                        100%
          Overall:                      100%
       Typical Size:                    2,000 SF
       Term:                            3-5 years
       Base Rent Per Square Foot:       $5.50-$10.50
       Rent Escalations:                Various
       Basis:                           N/A
       Expense Pass-Through:            CAM, Tax, Insur
       Free Rent (months):              Minimal
       Tenant Improvement:              Minimal
       Leasing Agent:                   Mark Centers Trust
       Phone No.:                       (   )   -
       Survey Date:                     N/A

Recent Leases
================================================================================
          Size                  Rent     TI     Free Rent                 Terms
Date      (SF)  Tenant          (PSF)   (PSF)   (Months)   Escalations    (Yrs)
================================================================================
09/95    6,500  The Everything  $5.50    N/A      None     $950 step in ye  1.30

================================================================================

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

One story shopping center currently 100% leased. The most recent lease includes a term for 1 year and 3 months. Additionally, the tenant has a percentage rent clause of 3.0% over a breakpoint of $1,191,660. Construction quality is average and typical of other retail centers in the area.


                                [GRAPHIC OMITTED]
                                   Photograph


--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
       Property Name:                   Mark Plaza
       Location:                        N/S Route 11
       City:                            Edwardsville
       County:                          Luzerne
       State/Zip:                       Pennsylvania
       Assessors Parcel No(s):          N/A
       Atlas Reference:                 N/A

Physical Data
       Type:                            Community
       Gross Leaseable Area:            176,786 SF
       Year Built:                      1967
       Exterior Walls:                  Brick Veneer
       Condition:                       Average
       Anchor Tenant:                   K-Mart
       Parking:                         Adequate

Lease Data
       Occupancy:
          Local:                        91.7%
          Overall:                      91.7%
       Typical Size:                    2,000 SF
       Term:                            3-5 years
       Base Rent Per Square Foot:       $1.95-$11.50
       Rent Escalations:                Various
       Basis:                           N/A
       Expense Pass-Through:            CAM, Tax, Insur
       Free Rent (months):              Minimal
       Tenant Improvement:              Minimal
       Leasing Agent:                   Mark Centers Trust
       Phone No.:                       (   )    -
       Survey Date:                     N/A

Recent Leases
================================================================================
          Size                  Rent     TI     Free Rent                 Terms
Date      (SF)  Tenant          (PSF)   (PSF)   (Months)   Escalations    (Yrs)
================================================================================
10/95    3,600  Spectrum Rents  $8.00    N/A      None     Flat            5.00
--------------------------------------------------------------------------------
08/95    7,000  Keens Floral Fa $8.00    N/A               Annual Step-up  5.00
--------------------------------------------------------------------------------
07/95    3,600  Mattress Man    $11.50   N/A               Flat            5.00

================================================================================

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

One story shopping center currently 91.7% leased. The most recent leases all include terms for 5 years. Construction quality is average and typical of other retail centers in the area.

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
       Property Name:                   Birney Plaza
       Location:                        N/S Route 11
       City:                            Moosic
       County:                          Lackawanna
       State/Zip:                       Pennsylvania
       Assessors Parcel No(s):          N/A
       Atlas Reference:                 N/A

Physical Data
       Type:                            Community
       Gross Leaseable Area:            212,057 SF
       Year Built:                      1972
       Exterior Walls:                  Brick Veneer
       Condition:                       Average
       Anchor Tenant:                   K-Mart
       Parking:                         Adequate

Lease Data
       Occupancy:
          Local:                        100%
          Overall:                      100%
       Typical Size:                    2,000 SF
       Term:                            3-5 years
       Base Rent Per Square Foot:       $3.00-$10.50
       Rent Escalations:                Various
       Basis:                           N/A
       Expense Pass-Through:            CAM, Tax, Insur
       Free Rent (months):              Minimal
       Tenant Improvement:              Minimal
       Leasing Agent:                   Mark Centers Trust
       Phone No.:                       (   )    -
       Survey Date:                     N/A

Recent Leases
================================================================================
        Size                    Rent     TI     Free Rent                 Terms
Date    (SF)    Tenant          (PSF)   (PSF)   (Months)   Escalations    (Yrs)
================================================================================
9/95    4,000   Everything $0.9  $7.00   N/A     None      flat             3.00
7/93    4,000   Mattress Man     $9.00   N/A     None      Step-up to $10/  5.00


================================================================================

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

One story shopping center currently 100% leased. The most recent leases include terms for 3 and 5 years. Construction quality is average and typical of other retail centers in the area.


                                [GRAPHIC OMITTED]
                                   Photograph


--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
       Property Name:                   Dunmore Plaza
       Location:                        1400 Monroe Avenue
       City:                            Dunmore
       County:                          Lackawanna
       State/Zip:                       Pennsylvania
       Assessors Parcel No(s):          N/A
       Atlas Reference:                 N/A

Physical Data
       Type:                            Neighborhood
       Gross Leaseable Area:            45,380 SF
       Year Built:                      1967
       Exterior Walls:                  Brick Veneer
       Condition:                       Average
       Anchor Tenant:                   Price Chopper
       Parking:                         Adequate

Lease Data
       Occupancy:
          Local:                        100%
          Overall:                      100%
       Typical Size:                    2,000 SF
       Term:                            3-5 years
       Base Rent Per Square Foot:       $6.75-$11.50
       Rent Escalations:                Various
       Basis:                           N/A
       Expense Pass-Through:            CAM, Tax, Insur
       Free Rent (months):              Minimal
       Tenant Improvement:              Minimal
       Leasing Agent:                   Mark Centers Trust
       Phone No.:                       (   )    -
       Survey Date:                     N/A

Recent Leases
================================================================================
       Size                     Rent    TI    Free Rent                   Terms
Date   (SF)    Tenant           (PSF)  (PSF)  (Months)   Escalations      (Yrs)
================================================================================
4/95   1,900   Malcom's         $11.50  N/A    None      $950 Step-up in    5.00
--------------------------------------------------------------------------------
1/95   1,900   Great Wall Chin  $11.35  N/A              3.0% per year     10.00
--------------------------------------------------------------------------------
4/94   1,900   Little Caeser's  $9.25   N/A              Periodic Step-u    5.00

================================================================================

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

One story shopping center currently 100% leased. The most recent leases include terms for 5 and 10 years. Construction quality is average and typical of other retail centers in the area.


                               [GRAPHIC OMITTED]
                                   Photograph


--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
       Property Name:                   Triangle Plaza
       Location:                        Route 115
       City:                            Wilkes-Barre
       County:                          Luzerne
       State/Zip:                       Pennsylvania
       Assessors Parcel No(s):          N/A
       Atlas Reference:                 N/A

Physical Data
       Type:                            Community
       Gross Leaseable Area:            125,000 SF
       Year Built:                      1971
       Exterior Walls:                  Brick Veneer
       Condition:                       Average
       Anchor Tenant:
       Parking:                         Adequate

Lease Data
       Occupancy:
          Local:                        100%
          Overall:                      100%
       Typical Size:                    2,000 SF
       Term:                            3-5 years (Estimate)
       Base Rent Per Square Foot:       $9.00-$12.50 (Estimate)
       Rent Escalations:                Various
       Basis:                           N/A
       Expense Pass-Through:            CAM, Tax, Insur
       Free Rent (months):              Minimal
       Tenant Improvement:              Minimal
       Leasing Agent:                   N/A
       Phone No.:                       ( ) -
       Survey Date:                     N/A

Recent Leases
================================================================================
       Size                     Rent    TI    Free Rent                   Terms
Date   (SF)    Tenant           (PSF)  (PSF)  (Months)   Escalations      (Yrs)
================================================================================
6/95   2,400   Electronic Syst  $11.50  N/A    None      Annual %age inc   5.00
--------------------------------------------------------------------------------
3/95   2,200   TCBY             $11.00  N/A    None      Annual %age inc   5.00
--------------------------------------------------------------------------------
5/94   9,910   Party City       $11.00  N/A    None      $1.65/SF step-u  10.00

================================================================================

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

One story shopping center currently 100% leased. The most recent leases include terms for 5 and 10 years. Construction quality is average and typical of other retail centers in the area.



--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
       Property Name:                   Gateway Plaza
       Location:                        N/S Route 11
       City:                            Edwardsville
       County:                          Luzerne
       State/Zip:                       Pennsylvania
       Assessors Parcel No(s):          N/A
       Atlas Reference:                 N/A

Physical Data
       Type:                            Community
       Gross Leaseable Area:            150,000 SF
       Year Built:                      1969
       Exterior Walls:                  Brick Veneer
       Condition:                       Fair
       Anchor Tenant:
       Parking:                         Adequate

Lease Data
       Occupancy:
          Local:                        65.0%
          Overall:                      65 0
       Typical Size:                    2,000 SF
       Term:                            3-5 years
       Base Rent Per Square Foot:       $8.50-$15.50
       Rent Escalations:                Various
       Basis:                           N/A
       Expense Pass-Through:            CAM, Tax, Insur
       Free Rent (months):              Minimal
       Tenant Improvement:              Minimal
       Leasing Agent:                   N/A
       Phone No.:                       ( ) -
       Survey Date:                     N/A

Recent Leases
================================================================================
       Size                     Rent    TI    Free Rent                   Terms
Date   (SF)    Tenant           (PSF)  (PSF)  (Months)   Escalations      (Yrs)
================================================================================
6/94     950   Holiday Hair     $15.48  N/A    None      Annual %age inc   3 00
--------------------------------------------------------------------------------
6/94   3,080   McKenzie         $8.50   N/A    None      Annual %age inc   3.00
================================================================================

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

One story shopping center currently 65% leased. The most recent leases all include terms for 3 years. Construction quality is average and typical of other retail centers in the area.


                               [GRAPHIC OMITTED]
                                   Photograph


--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
       Property Name:                   Pottstown Center
       Location:                        Route 663
       City:                            Pottstown
       County:                          Montgomery
       State/Zip:                       Pennsylvania
       Assessors Parcel No(s):          N/A
       Atlas Reference:                 N/A

Physical Data
       Type:                            Community
       Gross Leaseable Area:            171,267 SF
       Year Built:                      1976
       Exterior Walls:                  Brick Veneer
       Condition:                       Average
       Anchor Tenant:                   Wal-Mart
       Parking:                         Adequate

Lease Data
       Occupancy:
          Local:                        100%
          Overall:                      100%
       Typical Size:                    2,000 SF
       Term:                            3-5 years
       Base Rent Per Square Foot:       $8.50-$15.50
       Rent Escalations:                Various
       Basis:                           N/A
       Expense Pass-Through:            CAM, Tax, Insur
       Free Rent (months):              Minimal
       Tenant Improvement:              Minimal
       Leasing Agent:                   N/A
       Phone No.:                       ( ) -
       Survey Date:                     N/A

Recent Leases
================================================================================
       Size                     Rent    TI    Free Rent                   Terms
Date   (SF)    Tenant           (PSF)  (PSF)  (Months)   Escalations      (Yrs)
================================================================================
7/95  121,267  Wal-Mart         $6.99   N/A    None      Flat             20.00

================================================================================

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
       Property Name:                   Route 6 Mall
       Location:                        N/S Route 6
       City:                            Honesdale
       County:                          Wayne
       State/Zip:                       Pennsylvania
       Assessors Parcel No(s):          N/A
       Atlas Reference:                 N/A

Physical Data
       Type:                            Community
       Gross Leaseable Area:            144,229 SF
       Year Built:                      1978
       Exterior Walls:                  Brick Veneer
       Condition:                       Average
       Anchor Tenant:                   K-Mart
       Parking:                         Adequate

Lease Data
       Occupancy:
          Local:                        100%
          Overall:                      100%
       Typical Size:                    2,000 SF
       Term:                            3-5 years
       Base Rent Per Square Foot:       $5.50-$15.50
       Rent Escalations:                Various
       Basis:                           N/A
       Expense Pass-Through:            CAM, Tax, Insur
       Free Rent (months):              Minimal
       Tenant Improvement:              Minimal
       Leasing Agent:                   N/A
       Phone No.:                       ( ) -
       Survey Date:                     N/A

Recent Leases
================================================================================
       Size                     Rent    TI    Free Rent                   Terms
Date   (SF)    Tenant           (PSF)  (PSF)  (Months)   Escalations      (Yrs)
================================================================================
3/95  119,229  K-Mart           $5.77   N/A    None      Flat             25.00

================================================================================

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years and includes a percentage rent clause on 1.0% over $20.0 million. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                         RETAIL RENT COMPARABLES
================================================================================

Location Data                           Bradford Towne Centre
       Property Name:                   N/S Route 6
       Location:                        Wysox
       City:                            Bradford
       County:                          Pennsylvania
       State/Zip:                       N/A
       Assessors Parcel No(s):          N/A
       Atlas Reference:

Physical Data
       Type:                            Community
       Gross Leaseable Area:            119,481 SF
       Year Built:                      1972
       Exterior Walls:                  Brick Veneer
       Condition:                       Average
       Anchor Tenant:                   K-Mart
       Parking:                         Adequate

Lease Data
       Occupancy:
          Local:                        100%
          Overall:                      100%
       Typical Size:                    2,000 SF
       Term:                            3-5 years
       Base Rent Per Square Foot:       $5.50-$15.50
       Rent Escalations:                Various
       Basis:                           N/A
       Expense Pass-Through:            CAM, Tax, Insur
       Free Rent (months):              Minimal
       Tenant Improvement:              Minimal
       Leasing Agent:                   N/A
       Phone No.:                       (   )   -
       Survey Date:                     N/A

Recent Leases
================================================================================
          Size              Rent     TI     Free Rent                 Terms
Date      (SF)    Tenant    (PSF)   (PSF)   (Months)    Escalations   (Yrs)
================================================================================
7/94      94,481  K-Mart    $5.00     N/A    None       Flat          25.00


================================================================================

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years and includes a percentage rent clause on 1.0% over $16.875 million. Construction quality is average and typical of other retail centers in the area.



--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
       Property Name:                    Builder's Square Shopping Center
       Location:                         Cetronia Road
       City:                             Whitehall
       County:                           Lehigh
       State/Zip:                        Pennsylvania
       Assessors Parcel No(s):           N/A
       Atlas Reference:                  N/A

Physical Data
       Type:                             Community
       Gross Leaseable Area:             106,400 SF
       Year Built:                       1994
       Exterior Walls:                   Brick Veneer
       Condition:                        Good
       Anchor Tenant:                    Builder's Square
       Parking:                          Adequate

Lease Data
       Occupancy:
          Local:                        100%
          Overall:                      100%
       Typical Size:                    2,000 SF
       Term:                            3-5 years
       Base Rent Per Square Foot:       $5.50-$15.50
       Rent Escalations:                Various
       Basis:                           N/A
       Expense Pass-Through:            CAM, Tax, Insur
       Free Rent (months):              Minimal
       Tenant Improvement:              Minimal
       Leasing Agent:                   N/A
       Phone No.:                       (   )   -
       Survey Date:                     N/A

Recent Leases
================================================================================
          Size                     Rent     TI     Free Rent               Terms
Date      (SF)    Tenant           (PSF)   (PSF)   (Months)   Escalations  (Yrs)
================================================================================
3/94    106,400   Builder's Square $10.05   N/A      None     Flat         25.00

================================================================================

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years. Construction quality is good and typical of other retail centers in the area.



--------------------------------------------------------------------------------
                                 CB COMMERCIAL

================================================================================
                                      ADDENDUM E STRATEGIC MAPPING, INC. REPORTS
--------------------------------------------------------------------------------

                                   ADDENDUM E
                         STRATEGIC MAPPING, INC. REPORTS

--------------------------------------------------------------------------------

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                      Page 1 of 2
PA/11 Berks County                                                      5/20/96

                                        1980 Census       1990 Census    1995 Estimate   2000 Projection

Total Population                            312,509           336,523          349,909           359,567

         White                               95.2 %            93.5 %           92.7 %            92.0 %
         Black                                2.5 %             3.0 %            3.2 %             3.4 %
         American Indian                      0.1 %             0.1 %            0.1 %             0.1 %
         Asian                                0.4 %             0.8 %            1.0 %             1.2 %
         Other                                1.8 %             2.6 %            2.9 %             3.2 %

         Hispanic                             2.9 %             5.1 %            6.3 %             7.4 %

Total Households                            114,544           127,649          132,343           135,602
Household Population                        304,578           326,794          340,180           349,838
Average Household Size                         2.66              2.56             2.57              2.58

Household Income

         $ 0 - 9,999                         26.5 %            12.1 %           10.2 %             8.6 %
         $ 10,000 - 14,999                   15.3 %             8.2 %            7.3 %             6.3 %
         $ 15,000 - 24,999                   29.9 %            17.2 %           15.0 %            12.7 %
         $ 25,000 - 34,999                   17.3 %            17.1 %           15.1 %            13.7 %
         $ 35,000 - 49,999                    7.9 %            21.6 %           20.9 %            19.4 %
         $ 50.000 - 74,999                    2.2 %            16.3 %           19.6 %            21.9 %
         $ 75.000 - 99,999                    0.8 %             4.3 %            6.6 %             8.8 %
         $ 100,000 - 149,999                      -             2.0 %            3.6 %             6.1 %
         $ 150,000+                               -             1.1 %            1.6 %             2.4 %
            Total                           100.0 %           100.0 %          100.0 %           100.0 %

Median Household Income ($)                  17,724            32,048           36,463            41,394
Aggregate HH Inc ($000)                   2,271,434         4,860,577        5,833,175         6,871,835
Median Family Income ($)                     20,699            38,114           43,365            49,229
Per Capita Income ($)                         7,458            14,874           17,147            19,643

Median Age Total Population                    33.6              35.4             36.9              38.2
Median Age Adult Population                    44.7              43.3             44.7              46.0

Median Age Female Population                   35.1              36.8             38.4              39.9
Median Age Adult Female Population             46.0              44.5             46.0              47.4

Median Age Male Population                     32.2              34.1             35.4              36.5
Median Age Adult Male Population               43.3              42.0             43.3              44.6

Area defined by County
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report
CBC-C1750-41                                                         Page 2 of 2
PA/11 Berks County                                                       5/20/96

                                        1980 Census       1990 Census    1995 Estimate   2000 Projection

Total Population by Age                     312,509           336,523          349,909           359,567

         0 - 5                                7.2 %             8.0 %            7.8 %             7.5 %
         6 - 13                              11.2 %            10.4 %           10.4 %            10.2 %
         14 - 17                              6.8 %             4.9 %            5.1 %             5.3 %
         18 - 24                             11.8 %            10.0 %            9.8 %            10.1 %
         25 - 34                             14.9 %            16.1 %           13.9 %            12.4 %
         35 - 44                             11.0 %            14.8 %           15.1 %            14.6 %
         45 - 54                             11.4 %            10.3 %           12.0 %            13.3 %
         55 - 64                             11.5 %             9.9 %            9.5 %             9.9 %
         65 - 74                             14.1 %             8.8 %            9.0 %             8.7 %
         75 - 84                               -                5.2 %            5.6 %             5.8 %
         85+                                   -                1.6 %            1.8 %             2.0 %

Female Population by Age                    162,157           173,877          180,917           186,027

         0 - 5                                6.8 %             7.6 %            7.4 %             7.1 %
         6 - 13                              10.6 %             9.7 %            9.8 %             9.6 %
         14 - 17                              6.4 %             4.6 %            4.9 %             5.0 %
         18 - 24                             11.6 %             9.8 %            9.4 %             9.6 %
         25 - 34                             14.6 %            15.5 %           13.4 %            11.8 %
         35 - 44                             10.8 %            14.3 %           14.8 %            14.4 %
         45 - 54                             11.3 %            10.2 %           11.9 %            13.2 %
         55 - 64                             11.7 %            10.0 %            9.6 %            10.1 %
         65 - 74                             16.2 %             9.5 %            9.5 %             9.3 %
         75 - 84                               -                6.4 %            6.8 %             7.0 %
         85+                                   -                2.2 %            2.5 %             2.8 %

Male Population by Age                      150,352           162,646          168,992           173,540

         0 - 5                                7.7 %             8.5 %            8.3 %             8.0 %
         6 - 13                              12.0 %            11.0 %           11.0 %            10.8 %
         14 - 17                              7.2 %             5.2 %            5.4 %             5.5 %
         18 - 24                             11.9 %            10.2 %           10.2 %            10.6 %
         25 - 34                             15.4 %            16.7 %           14.3 %            13.1 %
         35 - 44                             11.2 %            15.2 %           15.5 %            14.9 %
         45 - 54                             11.6 %            10.4 %           12.2 %            13.5 %
         55 - 64                             11.2 %             9.8 %            9.3 %             9.8 %
         65 - 74                             11.9 %             8.1 %            8.3 %             8.2 %
         75 - 84                               -                4.0 %            4.3 %             4.6 %
         85+                                   -                0.9 %            1.0 %             1.2 %

Area defined by County
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Economic Report
CBC - C1750-41                                                       Page 1 of 1
PA/11 Berks County                                                       5/20/96

                                                            Sales        Volume

                           Number of     Employees     # of Firms   Total Sales
Primary SIC                    Firms       in Area      Reporting      $(00000)

     Agr/For/Fish                478         3,644            446         2,639

     Mining                       13           266              4           112

     Construction              1,639         8,148          1,508         8,018

     Manufacturing               895        45,462            684       115,613

     Transp/Comm/Util            491         9,093            284        16,914

     Wholesale Trade             769         9,369            594        17,123

     Retail Trade              3,201        25,993          2,343        25,095

     Fin/Insur/Real Est          883        11,636            600        34,467

     Services                  5,117        58,880          4,303        49,145

     Total                    13,486       172,491         10,766       269,126


Financial Institution Deposit Data ($0000)

                                     Commercial    Savings Banks &       Credit
                                          Banks    Savings & Loans       Unions

IPC Deposits                            381,183             82,321          N/A

All Other Deposits                       57,823              1,308          N/A

Total Deposits                          439,006             83,629       50,665

Number of Offices                           101                 17           25

Number of Offices by Deposits
      % Under $50 Million                80.2 %             70.6 %       88.0 %
      % $50 -  $100 Million              17.8 %             23.5 %        8.0 %
      % $100  - $500 Million              1.0 %              5.9 %        4.0 %
      % $500 - $1 Billion                 1.0 %              0.0 %        0.0 %
      % Over $1 Billion                   0.0 %              0.0 %        0.0 %


N/A - Data not reported
Area defined by County
Source: Sheshunoff Information Services Inc. & Dun & Bradstreet Inc. Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-4l                                                       Page 1 of 2
PA/11 Berks County                                                       5/20/96
Benchmark = Regional Area Definition                             Detailed Report


              Shopping Center/Total Retail Expenditure Index: 99.9

--------------------------------- Demographics ---------------------------------
                   Total       Total   Household   Average  Median HH
              Population  Households  Population   HH Size     Income
       1995      349,909     132,343     340,180      2.57   $ 36,463
       2000      359,567     135,602     349,838      2.58   $ 41,394

----------------------------- Expenditure Potential ----------------------------
                                      1995
                             Area Yearly Growth Rate
                             Per Household    1.37%
                                Total         1.87%

------------------------ Retail Support Potential (000) ------------------------
                               1995:   14,511 sq. ft.

--------------------------------------------------------------------------------
Product Potential               1995    2000   1995   2000       Yearly  Bench-
Within All Stores              Total   Total  $ Per  $ Per  Growth Rate    mark
                              ($000)  ($000)    HH     HH       Total $   Index

Apparel Store                 130,744  147,042    988  1,084    2.38 %     96.5
Appliance Store                11,031    9,509     83     70  - 2.93 %     97.7
Auto-Aftermarket Store        221,169  232,461  1,671  1,714    1.00 %    100.0
Convenience Store             121,004  126,165    914    930    0.84 %    101.0
Dept. Store                   135,909  148,742  1,027  1,097    1.82 %     97.2
Drug Store                    110,531  140,810    835  1,038    4.96 %    106.3
Electronics Store              49,982   66,211    378    488    5.78 %     97.1
Fast Food Restaurant Store    124,336  111,375    940    821  - 2.18 %     98.3
Full Serv Restaurant Store    122,332  108,600    924    801  - 2.35 %     98.8
Furniture Store                46,783   44,325    354    327  - 1.07 %     95.2
Grocery Store                 545,005  624,660  4,118  4,607    2.77 %    100.8
Hardware Store                 24,827   27,118    188    200    1.78 %    101.9
Home Centers Store            123,761  146,256    935  1,079    3.40 %    107.0
Jewelry Store                  22,404   23,308    169    172    0.79 %    100.1
Liquor Store                   33,453   30,536    253    225  - 1.81 %     99.4
Mass Merchandiser Store       184,141  208,129  1,391  1,535    2.48 %     98.3
Photo Store                     2,521    2,519     19     19  - 0.02 %     99.0
Shoe Store                     25,509   30,336    193    224    3.53 %     96.8
Sporting Goods Store           22,751   26,658    172    197    3.22 %     96.1
Toy Store                      16,397   15,650    124    115  - 0.93 %     97.0
Variety Store                  10,584   12,115     80     89    2.74 %     98.6

Area defined by County
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-4l                                                       Page 2 of 2
PA/11 Berks County                                                       5/20/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential              1995     2000     1995   2000       Yearly Bench-
Within All Stores             Total    Total    $ Per  $ Per  Growth Rate   mark
                             ($000)   ($000)      HH     HH       Total $  Index

Video Store                   7,548     12,877      57      95   11.28 %   98.9
                          ---------  ---------  ------  ------
Total Shopping Center     2,092,724  2,295,404  15,813  16,928

All Other Stores          1,605,119  1,760,574  12,128  12,983

Total Retail              3,697,843  4,055,978  27,941  29,911


Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by County
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                     Page 1 of 4
Area 1 = PA/11 Berks County                                            5/20/96

Description                                               Area 1

Population:
     2000 Projection                                     359,567
     1995 Estimate                                       349,909
     1990 Census                                         336,523
     1980 Census                                         312,509
     Percent Change, 1980 - 1990                             7.7
     Percent Change, 1990 - 1995                             4.0

1995 Population by Race:
     % White                                                92.7
     % Black                                                 3.2
     % American Indian                                       0.1
     % Asian                                                 1.0
     % Other                                                 2.9
     % Hispanic                                              6.3

1995 Population by Age:
     % 0 - 5                                                 7.8
     % 6 - 13                                               10.4
     % 14 - 17                                               5.1
     % 18 - 20                                               4.4
     % 21 - 24                                               5.4
     % 25 - 34                                              13.9
     % 35 - 44                                              15.1
     % 45 - 54                                              12.0
     % 55 - 64                                               9.5
     % 65 - 74                                               9.0
     % 75 - 84                                               5.6
     % 85 +                                                  1.8
     Median Age Total Population                            36.9
     Median Age Adult Population                            44.7

Households:
     2000 Projection                                     135,602
     1995 Estimate                                       132,343
     1990 Census                                         127,649
     1980 Census                                         114,544
    Percent Change, 1980 - 1990                             11.4
    Percent Change, 1990 - 1995                              3.7

1990 Household Population                                326,794
1990 Households w/ Children under 18                      42,693
1990 Households w/ Persons over 65                        36,364

Area defined by County


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                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                     Page 2 of 4
Area 1 = PA/11 Berks County                                            5/20/96

Description                                               Area 1

1990 Family Population                                   281,742
1990 Nonfamily Population                                 45,052
1990 Group Quarters Population                             9,729

1990 Average Household Size                                 2.56
1990 Average Family Size                                    3.03
1990 Family Households                                    91,268
1990 Nonfamily Households                                 36,381

1995 Household Income:
     % $ 0 -  $ 9,999                                       10.2
     % $ 10,000 - $ 14,999                                   7.3
     % $ 15,000 - $ 24,999                                  15.0
     % $ 25,000 - $ 34,999                                  15.1
     % $ 35,000 - $ 49,999                                  20.9
     % $ 50,000 - $ 74,999                                  19.6
     % $ 75,000 - $ 99,999                                   6.6
     % $ 100,000 - $ 149,999                                 3.6
     % $ 150,000+                                            1.6

2000 Median Household Income                            $ 41,394
1995 Median Household Income                            $ 36,463
1990 Median Household Income                            $ 32,048

2000 Average Household Income                           $ 50,677
1995 Average Household Income                           $ 44,076
1990 Average Household Income                           $ 38,018

2000 Per Capita Income                                  $ 19,643
1995 Per Capita Income                                  $ 17,147
1990 Per Capita Income                                  $ 14,874

2000 Median Family Income                               $ 49,229
1995 Median Family Income                               $ 43,365
1990 Median Family Income                               $ 38,114

1990 Average Family Income                              $ 43,517


Area defined by County


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                                Atlas MarketQuest
                                 Profile Report

CBC - C1750 - 41                                                   Page 3 of 4
Area 1 = PA/11 Berks County                                            5/20/96

Description                                               Area 1

1990 Housing Unit Counts:
     Total Units                                         134,482
       Occupied Units                                    127,649
         Owner Occupied                                   94,336
         Renter Occupied                                  33,313
       Vacant Units                                        6,833
         Year Round                                        6,389
         Seasonal                                            444

1990 Housing Unit Percents:
     % Occupied of Total Units                              94.9
       % Owner Units of Occupied Units                      73.9
       % Renter Units of Occupied Units                     26.1
     % Vacant of Total Units                                 5.1
       % Year Round of Vacant Units                         93.5
       % Seasonal of Vacant Units                            6.5
     % Condominiums of Total Units                           1.5

1990 Condominiums:
     Total Condominium Units                               2,073
       % Owner Occupied                                     49.2
       % Renter Occupied                                    42.7
       % Vacant                                              8.2

1990 Units in Structure:
     % 1, Detached                                          51.1
     % 1, Attached                                          24.6
     % 2                                                     5.1
     % 3 - 9                                                 8.3
     % 10 - 49                                               4.5
     % 50+                                                   1.3
     % Mobile Homes                                          4.2
     % Other                                                 1.0

1990 Median Home Value                                  $ 81,761
1990 Median Contract Rent                                  $ 344


Area defined by County


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                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                     Page 4 of 4
Area 1 = PA/11 Berks County                                            5/20/96

Description                                               Area 1

1995 Total Employed                                      171,015
1995 Socio-Economic Measure                                   48

1990 Occupation:
     Total Civil Labor Force                             174,191
       % Unemployed                                          4.5

     Total Employed                                      166,292
       % White Collar                                       51.5
         % Executive & Managerial                           10.2
         % Professional Specialty                           11.6
         % Technical Support                                 3.4
         % Administrative Support                           15.6
         % Sales                                            10.7
       % Blue Collar                                        34.6
         % Precision Production, Craft & Repair             13.1
         % Machine Operators                                11.7
         % Transportation & Material Moving                  4.3
         % Laborers                                          5.5
     % Farming, Forestry & Fishing                           2.1
     % Service: Private Household                            0.2
     % Service: Protective                                   1.1
     % Service: Other                                       10.5

1990 Educational Attainment (Age 25 & Over):
     % Less than Grade 9                                    12.1
     % Grade 9-12 (No Diploma)                              17.9
     % High School Graduate or Equivalency                  39.0
     % Some College (No Degree)                             10.8
     % Associate Degree                                      5.0
     % Bachelor Degree                                      10.0
     % Graduate or Professional Degree                       5.1


Area defined by County


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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 1 of 9
Area 1 = PA/11 Berks County                                              5/20/96

--------------------------------------------------------------------------------
Description                                               Area 1
--------------------------------------------------------------------------------

1995 Socio-Economic Measure:                                  48
1995 Employment:                                         171,015

Population:
  2000 Projection                                        359,567
  1995 Estimate                                          349,909
  1990 Census                                            336,523
  1990 - 1995 % Change (Growth)                            4.0 %

1990 Group Quarters Population                             9,729

1995 % Population by Race:
     White                                                92.7 %
     Black                                                 3.2 %
     American Indian, Eskimo & Aleut                       0.1 %
     Asian or Pacific Islander                             1.0 %
     Other                                                 2.9 %

     Hispanic                                              6.3 %

1990 % Population by Race:
     White                                                93.5 %
     Black                                                 3.0 %
     American Indian, Eskimo & Aleut                       0.1 %
     Asian or Pacific Islander                             0.8 %
     Other                                                 2.6 %

     Hispanic                                              5.1 %

1995 % Population by Sex:
     Male                                                 48.3 %
     Female                                               51.7 %

1990 % Population by Sex:
     Male                                                 48.3 %
     Female                                               51.7 %

2000 Pop per Square Mile (Pop Density)                     418.5
1995 Pop per Square Mile (Pop Density)                     407.2
1990 Pop per Square Mile (Pop Density)                     391.7

Area (Square Miles)                                        859.2
Area (Square Kilometers)                                 2,225.4

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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 2 of 9
Area 1 = PA/11 Berks County                                              5/20/96

--------------------------------------------------------------------------------
Description                                               Area 1
--------------------------------------------------------------------------------

Households:
     2000 Projection                                     135,602
     1995 Estimate                                       132,343
     1990 Census                                         127,649
     1990 - 1995 % Change (Growth)                         3.7 %

2000 Average Household Size                                 2.58
1995 Average Household Size                                 2.57
1990 Average Household Size                                 2.56

2000 Per Capita Income                                  $ 19,643
1995 Per Capita Income                                  $ 17,147
1990 Per Capita Income                                  $ 14,874

2000 Median Family Income                               $ 49,229
1995 Median Family Income                               $ 43,365
1990 Median Family Income                               $ 38,114

2000 Median Household Income                            $ 41,394
1995 Median Household Income                            $ 36,463
1990 Median Household Income                            $ 32,048

2000 Average Household Income                           $ 50,677
1995 Average Household Income                           $ 44,076
1990 Average Household Income                           $ 38,018

1995 % Household Income:
     $ 0 -  $ 9,999                                       10.2 %
     $ l0,000 - $ 14,999                                   7.3 %
     $ l5,000 - $ 24,999                                  15.0 %
     $ 25,000 - $ 34,999                                  15.1 %
     $ 35,000 - $ 49,999                                  20.9 %
     $ 50,000 - $ 74,999                                  19.6 %
     $ 75,000 - $ 99,999                                   6.6 %
     $ 100,000 - $ 149,999                                 3.6 %
     $ 150,000+                                            1.6 %

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 3 of 9
Area 1 = PA/11 Berks County                                              5/20/96

--------------------------------------------------------------------------------
Description                                               Area 1
--------------------------------------------------------------------------------

1990 % Household Income:
     $ 0 - $ 9,999                                        12.1 %
     $ 10,000 - $ 14,999                                   8.2 %
     $ 15,000 - $ 24,999                                  17.2 %
     $ 25,000 - $ 34,999                                  17.1 %
     $ 35,000 - $ 49,999                                  21.6 %
     $ 50,000 - $ 74,999                                  16.3 %
     $ 75,000 - $ 99,999                                   4.3 %
     $ 100,000 - $ 149,999                                 2.0 %
     $ 150,000+                                            1.1 %

1995 % Population by Age:
     0 - 5                                                 7.8 %
     6 - 13                                               10.4 %
     14 - 17                                               5.1 %
     18 - 20                                               4.4 %
     21 - 24                                               5.4 %
     25 - 34                                              13.9 %
     35 - 44                                              15.1 %
     45 - 54                                              12.0 %
     55 - 64                                               9.5 %
     65 - 74                                               9.0 %
     75 - 84                                               5.6 %
     85 +                                                  1.8 %
     Median Age Total Population                            36.9
     Median Age Adult Population                            44.7

1990 % Population by Age:
     0 - 5                                                 8.0 %
     6 - 13                                               10.4 %
     14 - 17                                               4.9 %
     18 - 20                                               4.6 %
     21 - 24                                               5.4 %
     25 - 34                                              16.1 %
     35 - 44                                              14.8 %
     45 - 54                                              10.3 %
     55 - 64                                               9.9 %
     65 - 74                                               8.8 %
     75 - 84                                               5.2 %
     85 +                                                  1.6 %
     Median Age Total Population                            35.4
     Median Age Adult Population                            43.3

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 4 of 9
Area 1 = PA/11 Berks County                                              5/20/96

--------------------------------------------------------------------------------
Description                                               Area 1
--------------------------------------------------------------------------------

1995 % Female Population by Age:
     0 - 5                                                 7.4 %
     6 - 13                                                9.8 %
     14 - 17                                               4.9 %
     18 - 20                                               4.3 %
     21 - 24                                               5.1 %
     25 - 34                                              13.4 %
     35 - 44                                              14.8 %
     45 - 54                                              11.9 %
     55 - 64                                               9.6 %
     65 - 74                                               9.5 %
     75 - 84                                               6.8 %
     85+                                                   2.5 %
     Female Median Age Total Population                     38.4
     Female Median Age Adult Population                     46.0

1990 % Female Population by Age:
     0 - 5                                                 7.6 %
     6 - 13                                                9.7 %
     14 - 17                                               4.6 %
     18 - 20                                               4.5 %
     21 - 24                                               5.3 %
     25 - 34                                              15.5 %
     35 - 44                                              14.3 %
     45 - 54                                              10.2 %
     55 - 64                                              10.0 %
     65 - 74                                               9.5 %
     75 - 84                                               6.4 %
     85+                                                   2.2 %
     Female Median Age Total Population                     36.8
     Female Median Age Adult Population                     44.5

1990 % Hispanic Population by Type:
     Not of Hispanic Origin                               94.9 %
     Mexican                                               0.6 %
     Puerto Rican                                          3.9 %
     Cuban                                                 0.1 %
     Other Hispanic                                        0.6 %

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 5 of 9
Area 1 = PA/11 Berks County                                              5/20/96

--------------------------------------------------------------------------------
Description                                               Area 1
--------------------------------------------------------------------------------

1990 % Population Enrolled in School (Age 3 & Over):

     Preprimary School                                     8.6 %
     Elementary and High School                           67.4 %
     College                                              24.0 %

     Total School Enrollment                              75,295

1990 % Educational Attainment (Age 25 & Over):

     Less than Grade 9                                    12.1 %
     Grade 9-12 (No Diploma)                              17.9 %
     High School Graduate or Equivalency                  39.0 %
     Some College (No Degree)                             10.8 %
     Associate Degree                                      5.0 %
     Bachelor Degree                                      10.0 %
     Graduate or Professional Degree                       5.1 %

1990 % Employment Status:

     Total Labor Force:
       Armed Forces                                        0.1 %
       Civilian:
          Employed                                        62.3 %
          Unemployed                                       3.0 %
     Not In Labor Force                                   34.6 %

     Female Labor Force:
       Armed Forces                                        0.0 %
       Civilian:
          Employed                                        53.7 %
          Unemployed                                       2.5 %
     Not In Labor Force                                   43.8 %

1990 % Working Mothers:

     Child<6 Only                                         18.0 %
     Child 6-17 Only                                      42.0 %
     Child<6 & 6-17                                       11.2 %
     Nonworking Mothers                                   28.8 %

     Total Mothers                                        39,950

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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 6 of 9
Area 1 = PA/11 Berks County                                              5/20/96

--------------------------------------------------------------------------------
Description                                               Area 1
--------------------------------------------------------------------------------

1990 % Industry Employment:
     Agriculture/Forestry/Fishing                          2.4 %
     Mining                                                0.3 %
     Construction                                          5.8 %
     Manufacturing:
       Nondurable Goods                                   11.2 %
       Durable Goods                                      17.2 %
     Transportation                                        3.0 %
     Communications & Public Utilities                     2.5 %
     Wholesale Trade                                       4.4 %
     Retail Trade                                         17.4 %
     Finance/Insurance/Real Estate                         6.2 %
     Services:
       Business & Repair                                   4.3 %
       Personal                                            2.1 %
       Entertainment & Recreation                          1.0 %
       Health                                              7.8 %
       Educational                                         6.6 %
       Other Professional & Related                        5.9 %
     Public Administration                                 1.9 %
     Total                                               166,292

1990 % Occupation:
     Executive & Managerial                               10.2 %
     Professional Specialty                               11.6 %
     Technical Support                                     3.4 %
     Sales                                                10.7 %
     Administrative Support                               15.6 %
     Service: Private Household                            0.2 %
     Service: Protective                                   1.1 %
     Service: Other                                       10.5 %
     Farming, Forestry & Fishing                           2.1 %
     Precision Production, Craft & Repair                 13.1 %
     Machine Operator, Assemblers & Inspectors            11.7 %
     Transportation & Material Moving                      4.3 %
     Laborers                                              5.5 %

     White Collar Total                                   51.5 %
     Blue Collar Total                                    34.6 %

     Total Employed                                      166,292

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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 7 of 9
Area 1 = PA/11 Berks County                                              5/20/96

--------------------------------------------------------------------------------
Description                                               Area 1
--------------------------------------------------------------------------------

1990 % Marital Status:
     Total Male:                                         128,835
       Never Married                                      27.3 %
       Married                                            60.9 %
       Separated                                           1.9 %
       Widowed                                             3.2 %
       Divorced                                            6.7 %

     Total Female:                                       141,774
       Never Married                                      21.9 %
       Married                                            55.0 %
       Separated                                           2.2 %
       Widowed                                            13.1 %
       Divorced                                            7.9 %

1990 Households by Type:
     One Person Households                                30,044
     Two or more Person Households:
       Family Households:
         Married Couple                                   75,470
         Male Householder                                  4,167
         Female Householder                               11,631
       Nonfamily Households                                6,337

1990 Family Households With Children
     Married Couple Family                                32,987
     Male Householder                                      2,159
     Female Householder                                    6,921

1990 Population by Household Type:
     Family Households                                   281,742
     Nonfamily Households                                 45,052

1990 Households With:
     Children Under 18                                    42,693
     Persons Over 65                                      36,364
     Householder Over 65                                  32,971


1990 Average Family Size                                    3.03

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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 8 of 9
Area 1 = PA/11 Berks County                                              5/20/96

--------------------------------------------------------------------------------
Description                                               Area 1
--------------------------------------------------------------------------------

1990 Median Home Value                                  $ 81,761
1990 Average Home Value                                 $ 90,917
1990 Median Contract Rent                                  $ 344
1990 Average Contract Rent                                 $ 355

1990 Persons In Unit:
     1 Person Units                                       30,044
     2 Person Units                                       43,711
     3 Person Units                                       23,123
     4+ Person Units                                      30,771

1990 Housing Unit Counts:
     Total Units                                         134,482
       % Occupied                                         94.9 %
       % Vacant                                            5.1 %
       % Year Round                                        4.8 %
       % Seasonal                                          0.3 %
     Occupied Units                                      127,649
       % Owner Occupied                                   73.9 %
       % Renter Occupied                                  26.1 %
     Vacant Units                                          6,833
       % Year Round of Vacant Units                       93.5 %
       % Seasonal of Vacant Units                          6.5 %

1990 Total Housing Units in Structure                    134,482
     1, Detached                                          51.1 %
     1, Attached                                          24.6 %
     2,                                                    5.1 %
     3 - 9                                                 8.3 %
     10 - 49                                               4.5 %
     50 +                                                  1.3 %
     Mobile Home or Trailer                                4.2 %
     Other                                                 1.0 %

1990 Housing Units by Year Built                          94,336
     Built 1985 to March, 1990                            10.0 %
     Built 1980 to 1984                                    5.1 %
     Built 1970 to 1979                                   15.5 %
     Built 1960 to 1969                                   11.0 %
     Built 1950 to 1959                                   13.4 %
     Built 1949 or Earlier                                45.0 %

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                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 9 of 9
Area 1 = PA/11 Berks County                                              5/20/96

--------------------------------------------------------------------------------
Description                                               Area 1
--------------------------------------------------------------------------------

1990 % Means of Transportation to Work:
     Car, Truck or Van:
       Drove Alone                                        77.6 %
       Carpooled                                          11.5 %
     Public Transportation                                 2.2 %
     Other Means                                           5.9 %
     Worked at Home                                        2.8 %

1990 % Travel Time to Work:
     0 - 14 Minutes                                       37.5 %
     15 - 29 Minutes                                      42.8 %
     30 - 59 Minutes                                      16.8 %
     60 - 89 Minutes                                       2.4 %
     90 + Minutes                                          0.5 %

1990 Households by Number of Vehicles:
     1 Vehicle                                            40,047
     2 Vehicles                                           49,727
     3 Vehicles                                           16,275
     4 Vehicles                                            4,687
     5 or More Vehicles                                    1,723


Area defined by County

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                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 1 of 4
Area 1 = SHILLINGTON 3 Mile Radius                                       6/11/96
Area 2 = SHILLINGTON 5 Mile Radius
Area 3 = SHILLINGTON 7 Mile Radius

Description                                       Area 1      Area 2      Area 3

Population:
   2000 Projection                                57,825     134,214     198,199
   1995 Estimate                                  56,099     131,393     193,056
   1990 Census                                    53,705     127,339     186,067
   1980 Census                                    50,846     122,036     177,295
   Percent Change, 1980 - 1990                       5.6         4.3         4.9
   Percent Change, 1990 - 1995                       4.5         3.2         3.8

1995 Population by Race:
   % White                                          93.9        84.9        88.6
   % Black                                           1.6         6.4         4.9
   % American Indian                                 0.0         0.1         0.1
   % Asian                                           2.4         1.7         1.5
   % Other                                           2.0         6.9         5.0
   % Hispanic                                        4.6        14.2        10.4

1995 Population by Age:
   % 0 - 5                                           7.1         8.4         8.0
   % 6 - 13                                          9.9        10.7        10.4
   % 14 - 17                                         4.8         4.8         4.8
   % 18 - 20                                         3.9         4.0         4.1
   % 21 - 24                                         4.4         4.9         5.0
   % 25 - 34                                        12.3        14.5        14.3
   % 35 - 44                                        14.2        14.1        14.4
   % 45 - 54                                        12.3        11.2        11.4
   % 55 - 64                                        11.0         9.4         9.6
   % 65 - 74                                        11.0         9.6         9.6
   % 75 - 84                                         6.9         6.4         6.4
   % 85 +                                            2.2         2.1         2.1
   Median Age Total Population                      40.4        36.9        37.3
   Median Age Adult Population                      48.1        45.5        45.5

Households:
   2000 Projection                                22,954      53,842      77,695
   1995 Estimate                                  22,312      52,861      75,962
   1990 Census                                    21,403      51,366      73,485
   1980 Census                                    19,028      48,207      67,996
   Percent Change, 1980 - 1990                      12.5         6.6         8.1
   Percent Change, 1990 - 1995                       4.2         2.9         3.4

1990 Household Population                         52,846     125,431     181,279
1990 Households w/ Children under 18               6,638      16,073      23,073
1990 Households w/ Persons over 65                 7,004      16,110      22,703


Area defined by Circle: (40.298083,75.987473): 3 mile(s)
Area defined by Circle: (40.298083,75.987473): 5 mile(s)
Area defined by Circle: (40.298083,75.987473): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 2 of 4
Area 1 = SHILLINGTON 3 Mile Radius                                       6/11/96
Area 2 = SHILLINGTON 5 Mile Radius
Area 3 = SHILLINGTON 7 Mile Radius

Description                                       Area 1      Area 2      Area 3

1990 Family Population                            46,019     104,429     152,942
1990 Nonfamily Population                          6,827      21,002      28,337
1990 Group Quarters Population                       860       1,911       4,797

1990 Average Household Size                         2.47        2.44        2.47
1990 Average Family Size                            2.94        3.01        3.00
1990 Family Households                            15,527      33,818      49,921
1990 Nonfamily Households                          5,889      17,553      23,552

1995 Household Income:
   % $ 0 - $ 9,999                                   8.7        13.9        12.1
   % $ 10,000 - $ 14,999                             6.4         8.6         8.1
   % $ 15,000 - $ 24,999                            13.8        16.9        15.9
   % $ 25,000 - $ 34,999                            13.8        15.1        15.3
   % $ 35,000 - $ 49,999                            19.5        18.2        19.4
   % $ 50,000 - $ 74,999                            20.2        15.7        17.2
   % $ 75,000 - $ 99,999                             8.7         6.0         6.3
   % $ 100,000 - $ 149,999                           5.3         3.5         3.7
   % $ 150,000 +                                     3.6         2.1         2.0

2000 Median Household Income                    $ 46,215    $ 36,094    $ 38,819
1995 Median Household Income                    $ 40,324    $ 31,849    $ 34,106
1990 Median Household Income                    $ 35,098    $ 28,103    $ 30,093

2000 Average Household Income                   $ 60,583    $ 48,068    $ 50,060
1995 Average Household Income                   $ 52,140    $ 41,688    $ 43,316
1990 Average Household Income                   $ 44,274    $ 35,859    $ 37,190

2000 Per Capita Income                          $ 24,412    $ 19,562    $ 20,111
1995 Per Capita Income                          $ 21,060    $ 17,019    $ 17,478
1990 Per Capita Income                          $ 18,000    $ 14,686    $ 15,092

2000 Median Family Income                       $ 55,337    $ 44,648    $ 46,902
1995 Median Family Income                       $ 48,284    $ 39,397    $ 41,208
1990 Median Family Income                       $ 42,026    $ 34,763    $ 36,359

1990 Average Family Income                      $ 51,795    $ 42,739    $ 43,374

Area defined by Circle: (40.298083,75.987473): 3 mile(s)
Area defined by Circle: (40.298083,75.987473): 5 mile(s)
Area defined by Circle: (40.298083,75.987473): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 3 of 4
Area 1 = SHILLINGTON 3 Mile Radius                                       6/11/96
Area 2 = SHILLINGTON 5 Mile Radius
Area 3 = SHILLINGTON 7 Mile Radius

Description                                       Area 1      Area 2      Area 3

1990 Housing Unit Counts:
   Total Units                                    22,102      54,900      77,952
     Occupied Units                               21,403      51,366      73,485
       Owner Occupied                             16,025      32,634      50,519
       Renter Occupied                             5,378      18,731      22,962
     Vacant Units                                    699       3,534       4,467
       Year Round                                    680       3,480       4,374
       Seasonal                                       21          56          93

1990 Housing Unit Percents:
   % Occupied of Total Units                        96.8        93.6        94.3
     % Owner Units of Occupied Units                74.9        63.5        68.7
     % Renter Units of Occupied Units               25.1        36.5        31.2
   % Vacant of Total Units                           3.2         6.4         5.7
     % Year Round of Vacant Units                   97.3        98.5        97.9
     % Seasonal of Vacant Units                      3.0         1.6         2.1
   % Condominiums of Total Units                     3.3         3.0         2.4

1990 Condominiums:
   Total Condominium Units                           719       1,669       1,863
   % Owner Occupied                                 57.9        47.8        48.3
   % Renter Occupied                                36.4        44.2        44.1
   % Vacant                                          5.7         8.0         7.6

1990 Units in Structure:
   % 1, Detached                                    58.4        33.5        38.2
   % 1, Attached                                    21.5        34.8        33.5
   % 2                                               3.5         6.6         6.2
   % 3 - 9                                           5.8        13.3        11.1
   % 10 - 49                                         7.6         7.2         6.3
   % 50+                                             1.9         3.1         2.2
   % Mobile Homes                                    0.3         0.3         1.5
   % Other                                           0.9         1.1         1.0

1990 Median Home Value                          $ 91,412    $ 71,861    $ 73,848
1990 Median Contract Rent                          $ 416       $ 333       $ 341

Area defined by Circle: (40.298083,75.987473): 3 mile(s)
Area defined by Circle: (40.298083,75.987473): 5 mile(s)
Area defined by Circle: (40.298083,75.987473): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 4 of 4
Area 1 = SHILLINGTON 3 Mile Radius                                       6/11/96
Area 2 = SHILLINGTON 5 Mile Radius
Area 3 = SHILLINGTON 7 Mile Radius

Description                                       Area 1      Area 2      Area 3

1995 Total Employed                               16,067      50,207      68,941
1995 Socio-Economic Measure                           64          43          47

1990 Occupation:
   Total Civil Labor Force                        26,751      63,052      93,379
   % Unemployed                                      3.3         5.9         5.2

   Total Employed                                 25,858      59,302      88,493
     % White Collar                                 64.9        55.6        55.5
       % Executive & Managerial                     14.8        11.9        11.4
       % Professional Specialty                     16.3        12.6        12.7
       % Technical Support                           3.7         3.4         3.4
       % Administrative Support                     17.7        16.3        16.4
       % Sales                                      12.4        11.4        11.6
     % Blue Collar                                  24.8        30.6        31.1
       % Precision Production, Craft & Repair       10.1        10.5        11.2
       % Machine Operators                           7.5        10.8        10.5
       % Transportation & Material Moving            3.1         3.5         3.9
       % Laborers                                    4.1         5.8         5.4
   % Farming, Forestry & Fishing                     0.6         1.1         1.2
   % Service: Private Household                      0.1         0.2         0.2
   % Service: Protective                             1.1         1.2         1.3
   % Service: Other                                  8.6        11.3        10.8

1990 Educational Attainment (Age 25 & Over):
   % Less than Grade 9                               7.7        12.0        11.7
   % Grade 9 - 12 (No Diploma)                      14.7        19.2        18.8
   % High School Graduate or Equivalency            35.4        35.5        36.8
   % Some College (No Degree)                       11.9        11.1        10.9
   % Associate Degree                                6.3         5.2         5.2
   % Bachelor Degree                                15.8        11.2        10.8
   % Graduate or Professional Degree                 8.2         5.8         5.7

Area defined by Circle: (40.298083,75.987473): 3 mile(s)
Area defined by Circle: (40.298083,75.987473): 5 mile(s)
Area defined by Circle: (40.298083,75.987473): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
shillington 3 Mile Radius                                                5/24/96

                                    1980 Census  1990 Census  1995 Estimate   2000 Projection

Total Population                         50,846       53,705         56,099            57,825

   White                                 95.8 %       94.4 %         93.9 %            93.5 %
   Black                                  1.3 %        1.5 %          1.6 %             1.6 %
   American Indian                        0.0 %        0.0 %          0.0 %             0.0 %
   Asian                                  0.7 %        2.0 %          2.4 %             2.9 %
   Other                                  2.1 %        2.1 %          2.0 %             2.0 %

   Hispanic                               2.9 %        4.3 %          4.6 %             4.9 %

Total Households                         19,028       21,403         22,312            22,954
Household Population                     50,343       52,846         55,239            56,965
Average Household Size                     2.65         2.47           2.48              2.48

Household Income

   $ 0 - 9,999                           21.9 %       10.6 %          8.7 %             7.2 %
   $ 10,000 - 14,999                     13.4 %        7.4 %          6.4 %             5.4 %
   $ 15,000 - 24,999                     29.4 %       16.3 %         13.8 %            11.2 %
   $ 25,000 - 34,999                     19.8 %       15.6 %         13.8 %            12.9 %
   $ 35,000 - 49,999                     10.5 %       20.7 %         19.5 %            17.6 %
   $ 50,000 - 74,999                      3.4 %       17.7 %         20.2 %            21.8 %
   $ 75,000 - 99,999                      1.6 %        6.2 %          8.7 %            10.3 %
   $ 100,000 - 149,999                     -           3.0 %          5.3 %             8.6 %
   $ 150,000+                              -           2.6 %          3.6 %             4.8 %
     Total                              100.0 %      100.0 %        100.0 %           100.0 %

Median Household Income ($)              20,005       35,098         40,324            46,215
Aggregate HH Inc ($000)                 436,396      951,232      1,163,349         1,390,627
Median Family Income ($)                 22,838       42,026         48,284            55,337
Per Capita Income ($)                     8,668       18,000         21,060            24,412

Median Age Total Population                36.5         39.2           40.4              41.4
Median Age Adult Population                47.3         47.4           48.1              49.1

Median Age Female Population               38.3         40.7           42.2              43.3
Median Age Adult Female Population         48.1         48.8           49.6              50.6

Median Age Male Population                 34.5         37.5           38.4              39.0
Median Age Adult Male Population           46.4         45.7           46.6              47.4

Area defined by Circle: (40.298083,75.987473): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
shillington 3 Mile Radius                                                5/24/96

                                 1980 Census   1990 Census  1995 Estimate   2000 Projection

Total Population by Age               50,846        53,705         56,099            57,825

   0 - 5                               6.7 %         7.3 %          7.1 %             7.0 %
   6 - 13                             11.2 %        10.3 %          9.9 %             9.4 %
   14 - 17                             6.9 %         4.9 %          4.8 %             4.7 %
   18 - 24                             9.8 %         7.5 %          8.4 %             9.0 %
   25 - 34                            13.9 %        13.9 %         12.3 %            12.0 %
   35 - 44                            11.1 %        14.7 %         14.2 %            13.1 %
   45 - 54                            12.9 %        10.7 %         12.3 %            13.1 %
   55 - 64                            12.7 %        11.4 %         11.0 %            11.5 %
   65 - 74                            15.0 %        10.7 %         11.0 %            10.8 %
   75 - 84                               -           6.6 %          6.9 %             7.3 %
   85+                                   -           2.0 %          2.2 %             2.4 %

Female Population by Age              26,884        28,591         29,865            30,752

   0 - 5                               6.1 %         7.0 %          6.6 %             6.5 %
   6 - 13                             10.5 %         9.5 %          9.2 %             8.7 %
   14 - 17                             6.4 %         4.5 %          4.5 %             4.5 %
   18 - 24                             9.6 %         7.2 %          7.8 %             8.4 %
   25 - 34                            13.7 %        13.6 %         11.9 %            11.2 %
   35 - 44                            11.3 %        14.4 %         14.1 %            13.0 %
   45 - 54                            12.8 %        10.7 %         12.2 %            13.1 %
   55 - 64                            12.6 %        11.5 %         11.2 %            11.8 %
   65 - 74                            17.1 %        11.1 %         11.4 %            11.2 %
   75 - 84                               -           7.9 %          8.1 %             8.5 %
   85 +                                  -           2.7 %          3.0 %             3.2 %

Male Population by Age                23,949        25,115         26,234            27,070

   0 - 5                               7.3 %         7.7 %          7.7 %             7.5 %
   6 - 13                             11.9 %        11.2 %         10.7 %            10.2 %
   14 - 17                             7.5 %         5.3 %          5.1 %             5.0 %
   18 - 24                             9.9 %         7.9 %          9.1 %             9.6 %
   25 - 34                            14.1 %        14.2 %         12.8 %            12.8 %
   35 - 44                            10.8 %        15.0 %         14.3 %            13.1 %
   45 - 54                            13.0 %        10.6 %         12.4 %            13.1 %
   55 - 64                            12.7 %        11.4 %         10.8 %            11.1 %
   65 - 74                            12.7 %        10.2 %         10.5 %            10.3 %
   75 - 84                               -           5.2 %          5.5 %             5.9 %
   85+                                   -           1.3 %          1.3 %             1.4 %

Area defined by Circle: (40.298083,75.987473): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-4l                                                       Page 1 of 2
shillington 3 Mile Radius                                                5/24/96
Benchmark = Regional Area Definition                             Detailed Report


              Shopping Center/Total Retail Expenditure Index: 103.4

--------------------------------- Demographics ---------------------------------
                   Total       Total   Household   Average  Median HH
              Population  Households  Population   HH Size     Income
   1995           56,099      22,312      55,239      2.48   $ 40,324
   2000           57,825      22,954      56,965      2.48   $ 46,215


----------------------------- Expenditure Potential ----------------------------
                                      1995
                             Area Yearly Growth Rate
                             Per Household    1.36%
                                Total         1.94%

------------------------ Retail Support Potential (000) ------------------------
                               1995:    2,532 sq. ft.

--------------------------------------------------------------------------------
Product Potential               1995    2000   1995   2000       Yearly  Bench-
Within All Stores              Total   Total  $ Per  $ Per  Growth Rate    mark
                              ($000)  ($000)    HH     HH       Total $   Index

Apparel Store                 23,739   26,868  1,064  1,171       2.51 %   103.9
Appliance Store                1,966    1,714     88     75      -2.71 %   103.3
Auto-Aftermarket Store        39,022   41,244  1,749  1,797       1.11 %   104.6
Convenience Store             20,734   21,722    929    946       0.94 %   102.6
Dept. Store                   24,538   26,997  1,100  1,176       1.93 %   104.1
Drug Store                    19,379   24,764    869  1,079       5.03 %   110.5
Electronics Store              8,837   11,730    396    511       5.83 %   101.9
Fast Food Restaurant Store    22,283   20,106    999    876      -2.04 %   104.5
Full Serv Restaurant Store    21,888   19,575    981    853      -2.21 %   104.8
Furniture Store                8,679    8,238    389    359      -1.04 %   104.8
Grocery Store                 91,651  105,383  4,108  4,591       2.83 %   100.6
Hardware Store                 4,376    4,812    196    210       1.92 %   106.5
Home Centers Store            20,556   24,419    921  1,064       3.50 %   105.4
Jewelry Store                  4,085    4,278    183    186       0.93 %   108.3
Liquor Store                   5,855    5,363    262    234      -1.74 %   103.2
Mass Merchandiser Store       32,417   36,818  1,453  1,604       2.58 %   102.6
Photo Store                      448      449     20     20       0.04 %   104.3
Shoe Store                     4,576    5,477    205    239       3.66 %   103.0
Sporting Goods Store           4,021    4,736    180    206       3.33 %   100.7
Toy Store                      2,903    2,790    130    122      -0.79 %   101.9
Variety Store                  1,884    2,167     84     94       2.84 %   104.2


Area defined by Circle: (40.298083,75.987473): 3 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-4l                                                       Page 2 of 2
shillington 3 Mile Radius                                                5/24/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential              1995     2000    1995    2000       Yearly Bench-
Within All Stores             Total    Total   $ Per   $ Per  Growth Rate   mark
                             ($000)   ($000)     HH      HH       Total $  Index

Video Store                   1,286    2,211      58      96       11.46%  100.0
                            -------  -------  ------  ------
Total Shopping Center       365,123  401,862  16,364  17,507

All Other Stores            280,049  308,228  12,552  13,428

Total Retail                645,172  710,090  28,916  30,935


Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.298083,75.987473): 3 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
shillington 5 Mile Radius                                                5/24/96

                                          1980 Census       1990 Census    1995 Estimate   2000 Projection

Total Population                              122,036           127,339          131,393           134,214

     White                                     90.0 %            86.3 %           84.9 %            83.6 %
     Black                                      5.2 %             6.1 %            6.4 %             6.8 %
     American Indian                            0.1 %             0.1 %            0.1 %             0.1 %
     Asian                                      0.6 %             1.4 %            1.7 %             2.0 %
     Other                                      4.2 %             6.2 %            6.9 %             7.5 %

     Hispanic                                   6.3 %            11.4 %           14.2 %            16.8 %

Total Households                               48,207            51,366           52,861            53,842
Household Population                          120,386           125,431          129,481           132,302
Average Household Size                           2.50              2.44             2.45              2.46

Household Income

     $ 0 -  9,999                              33.1 %            16.2 %           13.9 %            12.0 %
     $ 10,000 - 14,999                         15.1 %             9.5 %            8.6 %             7.7 %
     $ 15,000 - 24,999                         26.8 %            18.9 %           16.9 %            14.6 %
     $ 25,000 - 34,999                         14.8 %            16.5 %           15.1 %            14.3 %
     $ 35.000 - 49,999                          7.1 %            17.9 %           18.2 %            17.7 %
     $ 50,000 - 74,999                          2.1 %            13.5 %           15.7 %            17.6 %
     $ 75,000 - 99,999                          0.9 %             4.0 %            6.0 %             7.5 %
     $ 100,000 - 149,999                          -               2.0 %            3.5 %             5.7 %
     $ 150,000+                                   -               1.5 %            2.1 %             2.9 %
       Total                                  100.0 %           100.0 %          100.0 %           100.0 %

Median Household Income ($)                    15,650            28,103           31,849            36,094
Aggregate HH Inc ($000)                       891,742         1,842,114        2,203,678         2,588,071
Median Family Income (S)                       19,785            34,763           39,397            44,648
Per Capita Income(S)                            7,407            14,686           17,019            19,562

Median Age Total Population                      35.3              35.8             36.9              38.0
Median Age Adult Population                      47.1              44.5             45.5              46.5

Median Age Female Population                     37.7              37.7             38.9              40.1
Median Age Adult Female Population               48.7              46.4             47.3              48.3

Median Age Male Population                       33.2              34.0             34.9              35.9
Median Age Adult Male Population                 45.4              42.8             43.7              44.6

Area defined by Circle: (40.298083,75.987473): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
shillington 5 Mile Radius                                                5/24/96

                                          1980 Census       1990 Census    1995 Estimate   2000 Projection

Total Population by Age                       122,036           127,339          131,393           134,214

     0 - 5                                      7.3 %             8.6 %            8.4 %             8.1 %
     6 - 13                                    10.8 %            10.5 %           10.7 %            10.5 %
     14 - 17                                    6.6 %             4.8 %            4.8 %             4.9 %
     18 - 24                                   10.9 %             9.3 %            8.9 %             9.2 %
     25 - 34                                   14.2 %            15.7 %           14.5 %            13.1 %
     35 - 44                                   10.2 %            13.7 %           14.1 %            14.1 %
     45 - 54                                   11.3 %             9.7 %           11.2 %            12.3 %
     55 - 64                                   12.2 %             9.9 %            9.4 %             9.7 %
     65 - 74                                   16.6 %             9.7 %            9.6 %             9.2 %
     75 - 84                                      -               6.3 %            6.4 %             6.6 %
     85 +                                         -               1.9 %            2.1 %             2.3 %

Female Population by Age                       65,096            67,416           69,446            70,858

     0 - 5                                      6.6 %             8.0 %            7.8 %             7.6 %
     6 - 13                                    10.1 %             9.7 %            9.9 %             9.7 %
     14 - 17                                    6.1 %             4.5 %            4.5 %             4.7 %
     18 - 24                                   10.9 %             9.0 %            8.5 %             8.6 %
     25 - 34                                   13.7 %            15.1 %           13.9 %            12.5 %
     35 - 44                                   10.0 %            13.3 %           13.7 %            13.7 %
     45 - 54                                   11.0 %             9.7 %           11.2 %            12.3 %
     55 - 64                                   12.3 %            10.0 %            9.6 %            10.0 %
     65 - 74                                   19.4 %            10.4 %           10.3 %             9.8 %
     75 - 84                                                      7.7 %            7.9 %             8.0 %
     85 +                                         -               2.5 %            2.9 %             3.1 %
Male Population by Age                         56,950            59,927           61,950            63,363

     0 - 5                                      8.0 %             9.2 %            9.0 %             8.7 %
     6 - 13                                    11.7 %            11.4 %           11.5 %            11.3 %
     14 - 17                                    7.1 %             5.1 %            5.1 %             5.2 %
     18 - 24                                   11.0 %             9.5 %            9.4 %             9.8 %
     25 - 34                                   14.7 %            16.5 %           15.2 %            13.7 %
     35 - 44                                   10.4 %            14.2 %           14.5 %            14.5 %
     45 - 54                                   11.5 %             9.8 %           11.2 %            12.3 %
     55 - 64                                   12.0 %             9.8 %            9.2 %             9.5 %
     65 - 74                                   13.5 %             8.9 %            8.9 %             8.6 %
     75 - 84                                      -               4.6 %            4.8 %             5.1 %
     85+                                          -               1.1 %            1.2 %             1.3 %

Area defined by Circle: (40.298083,75.987473): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-4l                                                       Page 1 of 2
shillington 5 Mile Radius                                                5/24/96
Benchmark = Regional Area Definition                             Detailed Report


              Shopping Center/Total Retail Expenditure Index: 94.8

--------------------------------- Demographics ---------------------------------
                   Total       Total   Household   Average  Median HH
              Population  Households  Population   HH Size     Income
 1995            131,393      52,861     129,481      2.45   $ 31,849
 2000            134,214      53,842     132,302      2.46   $ 36,094


----------------------------- Expenditure Potential ----------------------------
                                      1995
                             Area Yearly Growth Rate
                             Per Household    1.38%
                                Total         1.75%

------------------------ Retail Support Potential (000) ------------------------
                               1995:    5,498 sq. ft.

--------------------------------------------------------------------------------
Product Potential               1995     2000   1995   2000      Yearly   Bench-
Within All Stores              Total    Total  $ Per  $ Per Growth Rate    mark
                              ($000)   ($000)     HH     HH     Total $   Index

Apparel Store                 50,511   56,526    956  1,050      2.28 %    93.3
Appliance Store                4,160    3,563     79     66     -3.05 %    92.2
Auto-Aftermarket Store        82,087   85,793  1,553  1,593      0.89 %    92.9
Convenience Store             45,747   47,408    865    881      0.72 %    95.6
Dept. Store                   52,238   56,922    988  1,057      1.73 %    93.5
Drug Store                    42,350   53,359    801    991      4.73 %   102.0
Electronics Store             18,768   24,805    355    461      5.74 %    91.3
Fast Food Restaurant Store    47,920   42,815    907    795     -2.23 %    94.9
Full Serv Restaurant Store    47,035   41,599    890    773     -2.43 %    95.1
Furniture Store               18,573   17,631    351    327     -1.04 %    94.6
Grocery Store                206,546  235,199  3,907  4,368      2.63 %    95.6
Hardware Store                 9,079    9,904    172    184      1.75 %    93.3
Home Centers Store            43,367   51,231    820    952      3.39 %    93.8
Jewelry Store                  8,522    8,835    161    164      0.72 %    95.3
Liquor Store                  13,005   11,848    246    220     -1.85 %    96.8
Mass Merchandiser Store       70,291   79,070  1,330  1,469      2.38 %    93.9
Photo Store                      949      946     18     18     -0.06 %    93.3
Shoe Store                     9,959   11,789    188    219      3.43 %    94.6
Sporting Goods Store           8,716   10,203    165    189      3.20 %    92.1
Toy Store                      6,245    5,920    118    110     -1.06 %    92.5
Variety Store                  4,073    4,640     77     86      2.64 %    95.0


Area defined by Circle: (40.298083,75.987473): 5 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-4l                                                       Page 2 of 2
shillington 5 Mile Radius                                                5/24/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential           1995       2000    1995    2000       Yearly  Bench-
Within All Stores          Total      Total   $ Per   $ Per  Growth Rate    mark
                          ($000)     ($000)     HH      HH       Total $   Index

Video Store                2,804      4,749      53      88      11.11 %    92.0
                           -----      -----   -----   -----
Total Shopping Center    792,944    864,755  15,001  16,061

All Other Stores         608,188    663,267  11,505  12,319

Total Retail           1,401,132  1,528,022  26,506  28,380



Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.298083,75.987473): 5 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report
CBC - C1750-41                                                       Page 1 of 2
shillington 7 Mile Radius                                                5/24/96

                                          1980 Census         1990 Census       1995 Estimate   2000 Projection

Total Population                              177,295             186,067             193,056           198,199

   White                                       92.5 %              89.6 %              88.6 %             87.5%
   Black                                        3.8 %               4.6 %               4.9 %              5.2%
   American Indian                              0.1 %               0.1 %               0.1 %              0.1%
   Asian                                        0.5 %               1.2 %               1.5 %              1.7%
   Other                                        3.1 %               4.5 %               5.0 %              5.5%

   Hispanic                                     4.7 %               8.4 %              10.4 %            12.2 %

Total Households                               67,996              73,485              75,962            77,695
Household Population                          173,160             181,279             188,259           193,402
Average Household Size                           2.55                2.47                2.48              2.49

Household Income

   $ 0 - 9,999                                 30.4 %              14.3 %              12.1 %            10.3 %
   $ 10,000 - 14,999                           15.2 %               9.0 %               8.1 %             7.1 %
   $ 15,000 - 24,999                           28.0 %              18.1 %              15.9 %            13.7 %
   $ 25,000 - 34,999                           15.7 %              17.1 %              15.3 %            14.0 %
   $ 35,000 - 49,999                            7.6 %              19.3 %              19.4 %            18.6 %
   $ 50,000 - 74,999                            2.2 %              14.6 %              17.2 %            19.3 %
   $ 75,000 - 99,999                            0.9 %               4.1 %               6.3 %             8.2 %
   $ 100,000 - 149,999                            -                 2.2 %               3.7 %             6.1 %
   $ 150,000+                                     -                 1.4 %               2.0 %             2.9 %
     Total                                    100.0 %             100.0 %             100.0 %           100.0 %

Median Household Income($)                     16,571              30,093              34,106            38,819
Aggregate HH Inc ($000)                     1,302,554           2,735,900           3,290,337         3,889,412
Median Family Income($)                        20,246              36,359              41,208            46,902
Per Capita Income ($)                           7,522              15,092              17,478            20,111

Median Age Total Population                      35.3                36.2                37.3              38.5
Median Age Adult Population                      46.8                44.4                45.5              46.6

Median Age Female Population                     37.7                38.0                39.2              40.5
Median Age Adult Female Population               48.3                46.4                47.3              48.3

Median Age Male Population                       33.3                34.3                35.4              36.4
Median Age Adult Male Population                 45.1                42.7                43.7              44.7

Area defined by Circle: (40.298083,75.987473): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
shillington 7 Mile Radius                                                5/24/96

                                          1980 Census         1990 Census       1995 Estimate   2000 Projection

Total Population by Age                       177,295             186,067             193,056           198,199

   0 - 5                                        7.0 %               8.2 %               8.0 %             7.8 %
   6 - 13                                      10.7 %              10.1 %              10.4 %            10.2 %
   14 - 17                                      6.5 %               4.7 %               4.8 %             4.9 %
   18 - 24                                     11.3 %               9.4 %               9.1 %             9.4 %
   25 - 34                                     14.2 %              15.9 %              14.3 %            12.8 %
   35 - 44                                     10.4 %              13.9 %              14.4 %            14.4 %
   45 - 54                                     11.5 %               9.9 %              11.4 %            12.6 %
   55 - 64                                     12.1 %              10.2 %               9.6 %             9.8 %
   65 - 74                                     16.3 %               9.7 %               9.6 %             9.3 %
   75 - 84                                        -                 6.1 %               6.4 %             6.5 %
   85 +                                           -                 1.9 %               2.1 %             2.3 %

Female Population by Age                       93,677              97,745             101,270           103,859

   0 - 5                                        6.4 %               7.7 %               7.5 %             7.3 %
   6 - 13                                      10.0 %               9.4 %               9.7 %             9.5 %
   14 - 17                                      6.1 %               4.4 %               4.5 %             4.7 %
   18 - 24                                     11.1 %               9.1 %               8.6 %             8.8 %
   25 - 34                                     13.7 %              15.2 %              13.7 %            12.1 %
   35 - 44                                     10.2 %              13.5 %              14.0 %            14.0 %
   45 - 54                                     11.3 %               9.8 %              11.4 %            12.6 %
   55 - 64                                     12.3 %              10.3 %               9.7 %            10.1 %
   65 - 74                                     18.9 %              10.4 %              10.3 %             9.9 %
   75 - 84                                        -                 7.6 %               7.8 %             7.9 %
   85+                                            -                 2.6 %               2.9 %             3.2 %

Male Population by Age                         83,616              88,330              91,775            94,338

   0 - 5                                        7.7 %               8.7 %               8.6 %             8.3 %
   6 - 13                                      11.6 %              10.9 %              11.1 %            10.9 %
   14 - 17                                      7.0 %               5.0 %               5.1 %             5.2 %
   18 - 24                                     11.4 %               9.7 %               9.6 %            10.0 %
   25 - 34                                     14.7 %              16.8 %              15.0 %            13.5 %
   35 - 44                                     10.6 %              14.4 %              14.8 %            14.8 %
   45 - 54                                     11.8 %               9.9 %              11.4 %            12.7 %
   55 - 64                                     11.9 %              10.1 %               9.4 %             9.6 %
   65 - 74                                     13.4 %               8.9 %               8.9 %             8.6 %
   75 - 84                                        -                 4.5 %               4.8 %             5.1 %
   85 +                                           -                 1.1 %               1.2 %             1.3 %

Area defined by Circle: (40.298083,75.987473): 7 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-4l                                                       Page 1 of 2
shillington 7 Mile Radius                                                5/24/96
Benchmark = Regional Area Definition                             Detailed Report


              Shopping Center/Total Retail Expenditure Index: 97.2

--------------------------------- Demographics ---------------------------------
                   Total       Total   Household   Average  Median HH
              Population  Households  Population   HH Size     Income
 1995            193,056      75,962     188,259      2.48   $ 34,106
 2000            198,199      77,695     193,402      2.49   $ 38,819


----------------------------- Expenditure Potential ----------------------------
                                      1995
                             Area Yearly Growth Rate
                             Per Household    1.39%
                                Total         1.85%

------------------------ Retail Support Potential (000) ------------------------
                               1995:    8,101 sq. ft.

--------------------------------------------------------------------------------
Product Potential               1995     2000   1995   2000      Yearly   Bench-
Within All Stores              Total    Total  $ Per  $ Per Growth Rate    mark
                              ($000)   ($000)     HH     HH     Total $   Index

Apparel Store                 73,951   83,195    974   1,071     2.38 %     95.1
Appliance Store                6,141    5,286     81      68    -2.95 %     94.8
Auto-Aftermarket Store       122,070  128,230  1,607   1,650     0.99 %     96.1
Convenience Store             67,347   70,148    887     903     0.82 %     97.9
Dept. Store                   76,570   83,839  1,008   1,079     1.83 %     95.4
Drug Store                    62,441   79,086    822   1,018     4.84 %    104.6
Electronics Store             27,753   36,860    365     474     5.84 %     94.0
Fast Food Restaurant Store    70,269   63,046    925     811    -2.15 %     96.8
Full Serv Restaurant Store    69,074   61,382    909     790    -2.33 %     97.2
Furniture Store               26,874   25,550    354     329    -1.01 %     95.3
Grocery Store                303,268  347,093  3,992   4,467     2.74 %     97.7
Hardware Store                13,647   14,913    180     192     1.79 %     97.6
Home Centers Store            66,314   78,504    873   1,010     3.43 %     99.9
Jewelry Store                 12,552   13,065    165     168     0.80 %     97.7
Liquor Store                  18,987   17,352    250     223    -1.78 %     98.3
Mass Merchandiser Store      103,155  116,610  1,358   1,501     2.48 %     95.9
Photo Store                    1,403    1,405     18      18     0.04 %     95.9
Shoe Store                    14,504   17,260    191     222     3.54 %     95.9
Sporting Goods Store          12,765   15,001    168     193     3.28 %     93.9
Toy Store                      9,150    8,722    120     112    -0.95 %     94.4
Variety Store                  5,961    6,821     78      88     2.73 %     96.8


Area defined by Circle: (40.298083,75.987473): 7 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-4l                                                       Page 2 of 2
shillington 7 Mile Radius                                                5/24/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential           1995       2000    1995    2000       Yearly  Bench-
Within All Stores          Total      Total   $ Per   $ Per  Growth Rate    mark
                          ($000)     ($000)     HH      HH       Total $   Index

Video Store                4,159      7,099      55      91      11.28 %    95.0
                       ---------  ---------  ------  ------
Total Shopping Center  1,168,355  1,280,468  15,381  16,480

All Other Stores         896,128    982,119  11,797  12,641

Total Retail           2,064,483  2,262,587  27,178  29,121


Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.298083,75.987473): 7 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

================================================================================
                                                            ADDENDUM F RENT ROLL
--------------------------------------------------------------------------------

                                   ADDENDUM F
                                    RENT ROLL

--------------------------------------------------------------------------------

                             Detail Rent Roll                    Page:  44
                             SHILLINGTON PLAZA                   Date: 05/14/96
Report Date: 05/14/96                                            Time: 14:09:33

-------------------------------------------------------------------------------------------------------------------------
                                    -- Rent Dates ---
Suite                               Commence   Expire      Square      Monthly    Annual   ----Cost Recovery---- Expense
No.       Tenant Name               Start                 Footage    Base Rent   Rate/SF  Description    Monthly   Stop
-------------------------------------------------------------------------------------------------------------------------

00010 K MART - STORE #3136          08/01/74   07/31/99    94,500     21,750.00    2.76
                                    11/01/94

00020 WEISS MARKET                  08/01/74   08/31/99    40,107      7,733.33    2.31
                                    11/01/94

00030 REVCO DRUGS  STORE #1242      03/01/75   02/28/00     7,200      4,500.00    7.50
                                    11/01/94

00050 HOLIDAY HAIR FASHIONS         10/15/76   10/31/96     1,200        500.00    5.00
                                    11/01/94


00060 ASSOCIATES CONSUMER DISCOUNT  12/01/74   11/30/97     1,600      1,333.33   10.00
                                    11/01/94


00070 READING HOME VIDEO            06/11/87   06/30/96     1,200        775.00    7.75
                                    11/01/94


01000 EVANS PRODUCTS COMPANY        07/20/79   07/19/29         0          0.00    0.00
                                    11/01/94

02000 JEKA, INC.                    11/28/89   07/20/09         0          0.00    0.00
                                    11/01/94

10000 MERIDIAN BANK                 03/01/75   02/28/00     2,535      1,641.67    7.77
                                    11/01/94

20000 SOVEREIGN BANK                01/01/75   12/31/99     2,400      3,700.00   18.50
                                    11/01/94
-------------------------------------------------------------------------------------------------------------------------
Total Building                      Occupied Sqft: 100%   150,742    41,933.33                             0.00
                                    Available Sqft:  0%         0
                                    Total Sqft:           150,742
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                                    ---- Other Income---                --- Future Rent Increases ---
                                    Description       Monthly           Date              Monthly Amt.      Per Sf
-------------------------------------------------------------------------------------------------------------------

00010 K MART - STORE #3136          MAINTENANC        1,038.20


00020 WEISS MARKET                  MAINTENANC          440.62


00030 REVCO DRUGS  STORE #1242      MAINTENANC          300.00          03/01/98          4,800.00          8.00


00050 HOLIDAY HAIR FASHIONS         MAINTENANC          27.78
                                    REAL ESTAT          73.03
                                                       ------
                                                       100.81

00060 ASSOCIATES CONSUMER DISCOUNT  MAINTENANC          37.04
                                    REAL ESTAT          97.37
                                                       ------
                                                       134.41

00070 READING HOME VIDEO            MAINTENANC          27.78
                                    REAL ESTAT          73.00
                                                       ------
                                                       100.78

01000 EVANS PRODUCTS COMPANY        MAINTENANC         350.00


02000 JEKA, INC.                    MAINTENANC         150.00


10000 MERIDIAN BANK                 MAINTENANC          42.11


20000 SOVEREIGN BANK                MAINTENANC          39.87
                                    REAL ESTAT         146.05
                                                       ------
                                                       185.92

-------------------------------------------------------------------------------------------------------------------
Total Building                                       2,842.85


-------------------------------------------------------------------------------------------------------------------

================================================================================
                                                   ADDENDUM G - PRO-JECT REPORTS
--------------------------------------------------------------------------------

                                   ADDENDUM G
                                PRO-JECT REPORTS

--------------------------------------------------------------------------------

                         SHILLINGTON PLAZA, READING, PA
                            PROJECT DESIGNATOR: 693N
                            REVISION: 6/11/96 @ 12:56
                           PROJECT ASSUMPTIONS REPORT
                              INCLUDING ALL TENANTS
                                 6/19/96 @ 15:57


BUILDING PROLOGUE

LEASEHOLD ANALYSIS OF SHILLINGTON PLAZA, READING, PA BEGINNING 6/1996 FOR 16 YEARS ON A FISCAL YEAR BASIS


AREA MEASURES

GLA
1996 VALUE -    150,742
THEREAFTER - CONSTANT


GROWTH RATES

MKRT
1996 VALUE  -      3.00
THEREAFTER - CONSTANT

OPEX
1996 VALUE  -      3.00
THEREAFTER - CONSTANT

RETG
1996 VALUE  -      3.00
THEREAFTER - CONSTANT

RENT
1996 VALUE  -      3.00
THEREAFTER - CONSTANT

MISC
1996 VALUE  -      3.00
THEREAFTER - CONSTANT

SALE
1996 VALUE  -      3.00
THEREAFTER - CONSTANT

LCNW
1996 VALUE  -      4.50
THEREAFTER - CONSTANT

LCRN
1996 VALUE  -      2.25
THEREAFTER - CONSTANT

LCBL
+50.0% OF LCNW +50.0% OF LCRN


MARKET RATES

ANCH
1996 VALUE  -      6.00
THEREAFTER - GROWING AT GROWTH RATE MKRT

SALI
1996 VALUE  -     11.00

THEREAFTER - GROWING AT GROWTH RATE MKRT

OUTP
1996 VALUE  -     15.00
THEREAFTER - GROWING AT GROWTH RATE MKRT

ANC2
1996 VALUE  -      8.00
THEREAFTER - GROWING AT GROWTH RATE MKRT


MISCELLANEOUS INCOMES

MISCELLANEOUS
1996 VALUE  -       500
THEREAFTER - GROWING AT GROWTH RATE OPEX


EXPENSES

COMMON AREA MAINT., REFERRED TO AS CAME
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE  -    55,000
THEREAFTER  GROWING AT GROWTH RATE OPEX

INSURANCE         , REFERRED TO AS INSE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE  -    12,000
THEREAFTER - GROWING AT GROWTH RATE OPEX

REAL ESTATE TAXES , REFERRED TO AS RETE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE  -    99,860
THEREAFTER - GROWING AT GROWTH RATE RETG

CAM RECOVERY      , REFERRED TO AS CAMR
AN INFORMATIONAL EXPENSE
+100.0 %OF CAME+100.0% OF MGMT
+100.0 %OF INSE

CAM-RECOV.-ANCHOR , REFERRED TO AS CAMA
AN INFORMATIONAL EXPENSE
+100.0% OF CAME+100.0% OF MGMT

R.E. TAX RECOVERY , REFERRED TO AS RETR
AN INFORMATIONAL EXPENSE
+100.0 %OF RETE

MANAGEMENT FEE    , REFERRED TO AS MGMT
AN INFORMATIONAL EXPENSE
1996 VALUE -     13,950
1997 VALUE -     14,805
1998 VALUE -     15,046
1999 VALUE -     15,416
2000 VALUE -     14,979
2001 VALUE -     15,873
2002 VALUE -     16,008
2003 VALUE -     16,350
2004 VALUE -     16,827
2005 VALUE -     16,779
2006 VALUE -     17,892
2007 VALUE -     18,024
2008 VALUE -     18,428
2009 VALUE -     18,998
2010 VALUE -     18,839
2011 VALUE -     20,231

THEREAFTER - CONSTANT


VACANCY ALLOWANCE

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE  -      2.00
THEREAFTER - CONSTANT


MANAGEMENT FEE

PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
PASSED THROUGH TO TENANTS USING EXPENSE MGMT
1996 VALUE  -      2.00
THEREAFTER - CONSTANT


COMMISSION CALCULATIONS

STANDARD METHOD #1 - 0.000% OF TOTAL RENT

STANDARD METHOD #2 - 0.000% OF TOTAL RENT

STANDARD METHOD #3 - 0.000% OF TOTAL RENT

STANDARD METHOD #4 - 0.000% OF TOTAL RENT

STANDARD METHOD #5 - 0.000% OF TOTAL RENT


COMMISSION PAYOUTS

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


ALTERATION CALCULATION

NONE


ALTERATION PAYOUTS

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL

NONE


CAPITAL EXPENDITURES

RESERVES
1996 VALUE  -    15,074
THEREAFTER - GROWING AT GROWTH RATE OPEX


PRIMARY CLASSIFICATION CODES

NONE


SECONDARY CLASSIFICATION CODES

NONE


COST CENTERS

         1 - CAM
         2 - RET


SALES VOLUME PROFILE

         PERCENT OF    RELATIVE
MONTH   ANNUAL SALES    VOLUME
-----   ------------    ------
JAN        8.33 %          1.00
FEB        8.33 %          1.00
MAR        8.33 %          1.00
APR        8.33 %          1.00
MAY        8.33 %          1.00
JUN        8.33 %          1.00
JUL        8.33 %          1.00
AUG        8.33 %          1.00
SEP        8.33 %          1.00
OCT        8.33 %          1.00
NOV        8.33 %          1.00
DEC        8.33 %          1.00
           ----            ----
TOTALS   100.00 %         12.00


GLOBAL RECOVERIES

CAM RECOVERY      , REFERRED TO AS CAMR
ASSIGNED TO COST CENTER    1 - CAM
PRO RATA SHARE RECOVERY OF EXPENSE CAMR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

R.E. TAX RECOVERY , REFERRED TO AS RETR
ASSIGNED TO COST CENTER   2 - RET

PRO RATA SHARE RECOVERY OF EXPENSE RETR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE or ZERO FOR A COMPLETE PASSTHROUGH

CAM-RECOV.-ANCHOR , REFERRED TO AS CAMA
ASSIGNED TO COST CENTER     1 - CAM
PRO RATA SHARE RECOVERY OF EXPENSE CAMA
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH


TENANT PROLOGUE

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET


REFERENCE TENANTS

NONE

TENANTS
THERE ARE A TOTAL OF   8 LEASEHOLD TENANT(S):

#  1 - SUITE #00010  , KMART STORE #3136
BASE LEASE DATES:     11/1994 TO  7/2044
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        94,500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT  -   2.76/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  180.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -    92.06/SF/YR
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:

R.E. TAXES
RECAPTURE OF RECOVERIES
ASSIGNED TO COST CENTER        2 - RET
PERCENT OF OVERAGE -     100.00%
PERCENT OF RECOVERY -    100.00%
ANNUAL MAXIMUM -          20,000
RECOVERY FLOOR -               0

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMA

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:  NONE

--------------------------------------------------------------------------------

# 2 - SUITE #00020   , WEISS MARKET
EASE LEASE DATES:     11/1994 TO  8/1999
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        40,107
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:

INITIAL RENT -    2.31/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  163.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMA

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

OPTION 1 DATES:            9/1999 TO  8/2004

SQUARE FOOTAGE:            40,107

MINIMUM RENT:
INITIAL RENT  -       2.66/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -   530.58/SF/YR
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMA

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

OPTION 2 DATES:         9/2004 TO  8/2009
SQUARE FOOTAGE:         40,107

MINIMUM RENT:
INITIAL RENT  -    3.06/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -   530.58/SF/YR
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMA

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

OPTION 3 DATES:         9/2009 TO  8/2014
SQUARE FOOTAGE:         40,107

MINIMUM RENT:
INITIAL RENT  -    3.52/SF/YR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER   - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -  530.58/SF/YR
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMA

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

OPTION 4 DATES:         9/2014 TO  8/2019
SQUARE FOOTAGE:         40,107

MINIMUM RENT:
INITIAL RENT  -    4.05/SF/YR

PERCENTAGE RENT:

INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE SALE

INITIAL BREAKPOINT -   530.58/SF/YR
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMA

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

#  3 - SUITE #00030  , REVCO DRUGS
BASE LEASE DATES:     11/1994 TO  2/2000
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:         7,200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT  -   7.50/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  249.00/SF/YR
THEREAFTER    -  GROWING AT GROWTH RATE SALE
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  2.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMA

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT   SQ FT   MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE FREE RENT COMMISSIONS ALTERATIONS
----- ------------  ------  -------- --------- ----------- -----------
  1     5.00          3       NONE      NONE       YES         NO
  2     5.00          3       NONE      NONE       YES         NO
  3     5.00          3       NONE      NONE       YES         NO

RENEWAL MINIMUM RENT:
MARKET RATE ANC2 MULTIPLIED BY  1.000
WITH PERCENTAGE STEPS OF

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMR

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#  4 - SUITE #00050  , HOLIDAY HAIR FASHN
BASE LEASE DATES:     11/1994 TO 10/1996
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:         1,200
SUBJECT TO VACANCY ALLOWANCE

MINUMUM RENT:
INITIAL RENT  -  5.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  117.00/SF/YR
THEREAFTER    - GROWING AT GROWTH RATE SALE
INITIAL BREAKPOINT -    83.33/SF/YR
6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMR

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT   SQ FT   MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE FREE RENT COMMISSIONS ALTERATIONS
----- ------------  ------  -------- --------- ----------- -----------
  1     5.00          3       NONE      NONE       YES         NO
  2     5.00          3       NONE      NONE       YES         NO
  3     5.00          3       NONE      NONE       YES         NO
  4     5.00          3       NONE      NONE       YES         NO

RENEWAL MINIMUM RENT:
MARKET RATE SALI MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMR

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

#  5 - SUITE #00060  , ASSOCIATES CONSUMR
BASE LEASE DATES:     11/1994 TO 11/1997
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:         1,600
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  10.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES  -   0.00/SF/YR
THEREAFTER     -  GROWING AT  0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMR

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT   SQ FT   MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE FREE RENT COMMISSIONS ALTERATIONS
----- ------------  ------  -------- --------- ----------- -----------
  1     5.00          3       NONE      NONE       YES         NO
  2     5.00          3       NONE      NONE       YES         NO
  3     5.00          3       NONE      NONE       YES         NO

RENEWAL MINIMUM RENT:
MARKET RATE SALI MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMR

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#  6 - SUITE #00070  , READING HOME VIDEO
BASE LEASE DATES:     11/1994 TO 6/1996
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:         1,200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:

INITIAL RENT  -    7.75/SF/YR

PERCENTAGE RENT:
INITIAL SALES  -     0.00/SF/YR
THEREAFTER     -  GROWING AT  0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMR

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

OPTION 1 DATES:       1/1997 TO 12/2001
SQUARE FOOTAGE:        1,200

MINIMUM RENT:
INITIAL RENT - MARKET RATE SALI

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT  0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMR

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  GROWTH RATE LCNW
PAYOUT:       CASHED OUT

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT   SQ FT   MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE FREE RENT COMMISSIONS ALTERATIONS
----- ------------  ------  -------- --------- ----------- -----------
  1     5.00          3       NONE      NONE       YES         NO
  2     5.00          3       NONE      NONE       YES         NO

RENEWAL MINIMUM RENT:
MARKET RATE SALI MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMR

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#   7 - SUITE #10000  , MERIDIAN BANK
BASE LEASE DATES:      11/1994 TO 2/2000
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          2,535
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT  -     7.77/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    0.00/SF/YR
THEREAFTER    - GROWING AT  0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMR

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT   SQ FT   MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE FREE RENT COMMISSIONS ALTERATIONS
----- ------------  ------  -------- --------- ----------- -----------
  1     5.00          3       NONE      NONE       YES         NO
  2     5.00          3       NONE      NONE       YES         NO
  3     5.00          3       NONE      NONE       YES         NO

RENEWAL MINIMUM RENT:
MARKET RATE ANC2 MULTIPLIED BY 1.000
WITH PERCENTAGE STEPS OF

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAME

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

--------------------------------------------------------------------------------

#  8 - SUITE #20000  , SOVEREIGN BANK
BASE LEASE DATES:     11/1994 TO 12/1999
TYPE OF TENANT:        RETAIL

                                                                         PAGE 13
SQUARE FOOTAGE:         2,400
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     18.50/SF/YR

PERCENTAGE RENT:
INITIAL SALES  -    0.00/SF/YR
THEREAFTER     -  GROWING AT  0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMA

GLOBAL GROUPING
GLOBAL RECOVERY RETR

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT   SQ FT   MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE FREE RENT COMMISSIONS ALTERATIONS
----- ------------  ------  -------- --------- ----------- -----------
  1     5.00          3       NONE      NONE       YES         NO
  2     5.00          3       NONE      NONE       YES         NO
  3     5.00          3       NONE      NONE       YES         NO

RENEWAL MINIMUM RENT:
MARKET RATE ANC2 MULTIPLIED BY  1.000
WITH PERCENTAGE STEPS OF

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAMA

GLOBAL GROUPING
GLOBAL RECOVERY RETR

RENEWAL COMMISSIONS:  GROWTH RATE LCBL
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

================================================================================
                                                  ADDENDUM H - ENGAGEMENT LETTER
--------------------------------------------------------------------------------

                                   ADDENDUM H
                                ENGAGEMENT LETTER

--------------------------------------------------------------------------------

[LETTERHEAD OF CB COMMERCIAL REAL ESTATE GROUP, INC.]

May 8, 1996

Mr. Josh Kane
Chief Financial Officer
MARK CENTERS TRUST
660 Third Avenue
Kingston, PA 18704


Re: 17 Shopping Centers
    Nationwide

Dear Mr. Kane:

At your request, we are pleased to submit the following proposal to appraise the above referenced properties. The purpose of this assignment is to estimate the market value of the leased fee interest. We understand the appraisal reports are to be used for mortgage underwriting purposes. We also understand that the reports will be used by Mark Centers Trust and Morgan Stanley. The properties are briefly described on attachment "A".

Our complete valuation will be presented in a self contained (narrative) format and will contain a complete description of the property along with pertinent exhibits and photographs together with supporting factual data and analysis necessary to convey our opinion of value. We will value the property based upon the cost, income and market approaches to value, where applicable, correlating our findings into a final value conclusion.

The report will be prepared in conformity with and will be subject to the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Each report will also conform to the Uniform Standards of Professional Appraisal Practice ("USPAP") and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and the Morgan Stanley Capital Appraisal Standards described in Attachment "B".

We assume that there are no major or significant items of deferred maintenance beyond normal wear and tear for properties of their age as of the date of the appraisal which would require the expertise of a professional contractor to estimate the cost of such repairs. If such repairs need to be considered in this appraisal, such estimates are to be provided by a qualified firm hired by you and at no cost to us.

The total fee for the assignment is $68,000 ($4,000 per property) including all travel and related expenses which is due and payable upon delivery of the reports. If we are asked to cancel the assignment within two weeks of our engagement an upset fee equal to 50% will be due and payable. If cancellation occurs between two and three weeks, the upset fee will be equal to 75% and any time after three weeks the full fee will be due and payable.

We will furnish you with three copies of our final report within four to five weeks of our authorization. Authorization occurs upon our receipt of an executed copy of this proposal and our delivery date is contingent upon the timely receipt of all necessary property information, financial statements and detailed lease information. If all requested data and information is not available as of the authorized date, we reserve the right to extend the delivery date by the amount of time it takes to receive the requested information.

May 8, 1996
Mr. Kane
Page 2


In order to complete this assignment in a timely manner, we will require the following specific information, if available:

      o     Copy of Ground Lease, if Leasehold
      o     Legal descriptions.
      o     Current rent roll.
      o     Copy of Leases or abstracts
      o     Expense reimbursements on a tenant by tenant basis
      o     Building area calculations and surveys.
      o     Operating statements for the past three full years.
      o     Current year expenses to date.
      o     A copy of the current budget.
      o Copies of any toxic engineering reports dealing with underground tanks, PCB's, asbestos or chemical spills, if available.
      o     A copy of the next fiscal year's budget, if available.
      o A list of major repairs which have recently been made, or are scheduled to be made in the next 18 months.
      o Name and phone number(s) of on-site superintendent(s), or local management firm or trustee for physical inspection.
      o Notice of any pending changes to the rent roll or pertinent information regarding the current status of the tenants.

If we are requested to give court testimony an additional fee will be charged on an hourly basis at $300 per hour for designated MAI-appraisers and $175 for non-designated appraisers. Said hourly billings pertain to court preparation, waiting and travel time, document review and preparation (excludes narrative appraisal report) and all meetings related to court testimony.

The client may provide only complete, final copies of the appraisal report to third parties who shall rely on such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Commercial, or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

In addition to the fee for this assignment, you agree to compensate us at a rate to be mutually agreed to, for any time expended by us should we be required (by subpoena or otherwise) or requested by you, your representatives or other entity to become involved in any litigation or

May 8, 1996
Mr. Kane
Page 3

legal proceeding in any way involving this engagement to which we are not a party, the appraisal work we produce or the property which is the subject of this assignment. You also agree to pay, on demand, all reasonable expenses which we incur in connection with any litigation or proceedings including the fees of our attorneys.

You acknowledge that we are being retained hereunder as an independent contractor to perform the services described herein and nothing in this agreement shall be deemed to create any other relationship between us. This assignment will be deemed concluded and the services hereunder completed upon delivery to you of the appraisal report discussed herein.

If these terms are acceptable, please authorize us to proceed by having an officer of the corporation, managing general partner, principal, owner, or a contractually responsible party sign the enclosed copy of this proposal with "Terms and Conditions" and return it to us for our permanent file. Upon receipt of your authorization, we will schedule the necessary personnel to complete the project in a timely manner.

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please do not hesitate to give me a call.

Sincerely,

CB COMMERCIAL REAL ESTATE GROUP, INC.
Appraisal

/s/ Michael R. Pecorino
-----------------------
Michael R. Pecorino, MAI

MRP:jf

cc:   Douglas W. Haney


Enclosure

                                AGREED & ACCEPTED

_____________________________________      _____________________________________
Signature                                  Title

_____________________________________      _____________________________________
Name (type or print)                       Date

Office #: ___________________________      Fax #: ______________________________

                                   ADDENDUM I
                                 QUALIFICATIONS

--------------------------------------------------------------------------------

================================================================================
                                                      ADDENDUM J- QUALIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                            MICHAEL R. PECORINO, MAI
                     Senior Vice President, Regional Manager

                      CB Commercial Real Estate Group, Inc.
                        560 Lexington Avenue, 20th Floor
                            New York, New York 10022
                                  (212)207-6102

                                   EDUCATIONAL

Real Estate Appraisal and Analysis, New York University, the Real Estate Institute Bachelor of Arts, Geography, Planning, Urban Studies, State University College of New York at Oneonta

Successfully completed all the necessary courses to qualify for the MAI designation.

                             LICENSES/CERTIFICATIONS

Certified General Real Estate Appraiser: State of New York (46000002055) Certified General Real Estate Appraiser: State of New Jersey (RG-01667) Certified General Real Estate Appraiser: State of Pennsylvania (GA-001096-R) Certified General Real Estate Appraiser: State of Connecticut (0000489) Certified General Real Estate Appraiser: State of Maryland (10569)
Certified General Real Estate Appraiser: State of New Jersey (3793) Certified General Real Estate Appraiser: State of Delaware (X10000223) Certified General Real Estate Appraiser: State of Maine (CG00001192) Certified General Real Estate Appraiser: State of Vermont (080-0000168) Certified General Real Estate Appraiser: State of District of
                                                  Columbia (GA00010315)
Licensed Real Estate Broker:  State of New York

                                  PROFESSIONAL

                               Appraisal Institute

Designated Member of the Appraisal Institute (MAI), Certificate No. 7944 Member of the Real Estate Board of New York

                                   EXPERIENCE

Fifteen years of Real Estate Appraisal and Consulting experience throughout the United States specializing in the New York metropolitan area.

1993 - Present    CB Commercial Real Estate Group,
                  Inc., Appraisal                        New York, New York
1983 - 1993       Cushman & Wakefield, Inc.              New York, New York
1982 - 1983       Joseph J. Blake & Associates, Inc.     New York, New York
1981 - 1982       City of New York - Office of
                  Manhattan Planning                     New York, New York
1980 - 1981       City of Jersey City - Office of
                  the Mayor                              Jersey City, New Jersey

Assignments include full and partial interest appraisals of office buildings, air rights, commercial lofts, garden apartments, cooperatives, condominiums, townhouses, shopping centers, industrial facilities, residential and office market studies, portfolio valuations and multi-property assignments.

--------------------------------------------------------------------------------

================================================================================
                                                      ADDENDUM J- QUALIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                                 MAGGIE ARGYROS
                               Real Estate Analyst

                      CB Commercial Real Estate Group, Inc.
                        560 Lexington Avenue, 16th Floor
                            New York, New York 10022
                                 (212) 207-6128


                                    EDUCATION

Master of Science in Real Estate, Penn State University, State College, Pennsylvania

Appraisal Institute

      Courses 110, 120, 310, 410, 420

                                  PROFESSIONAL

                               Appraisal Institute

Candidate for MAI designation

                                   EXPERIENCE

Five years of Real Estate Appraisal and Consulting experience throughout the United States, specializing in the New York Metropolitan area.

1991 - 1993       J. Blake and Associates, Inc.               New York, New York
1993 - 1996       The Weitzman Group, Inc.                    New York, New York
1996 - Present    CB Commercial Real Estate Group, Inc.       New York, New York

Assignments include full and partial interest appraisals of all types of real estate including office buildings, shopping centers, industrial facilities, apartment buildings, market studies, and cooperatives and condominiums.

--------------------------------------------------------------------------------

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                               COMPLETE APPRAISAL
                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                       CLOUD SPRINGS PLAZA SHOPPING CENTER
                  SWC of U.S. Highway 27 and Cloud Springs Road
                    Fort Oglethorpe, Catoosa County, Georgia
                              CB File No. 96-106-1



                                    [LOGO]CB
                                   COMMERCIAL

                          Delivering Solutions Through
                           Local Knowledge Worldwide

                               COMPLETE APPRAISAL
                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                       CLOUD SPRINGS PLAZA SHOPPING CENTER
                  SWC of U.S. Highway 27 and Cloud Springs Road
                    Fort Oglethorpe, Catoosa County, Georgia
                              CB File No. 96-106-1

                                  DATE OF VALUE

                                  May 17, 1996

                                  PREPARED FOR

                                 Morgan Stanley
                               Morgan Capital Inc.
                                  1585 Broadway
                            New York, New York 10036

                                   PREPARED BY

                                W. Scott Bradford
                           Senior Real Estate Analyst
                                       and
                             Ronald A. Neyhart, MAI
                                Regional Manager

                      CB COMMERCIAL REAL ESTATE GROUP, INC.
                               APPRAISAL SERVICES
                         100 Galleria Parkway, Suite 550
                             Atlanta, Georgia 30339

June 7, 1996

Morgan Stanley
Morgan Capital Inc.
1585 Broadway
New York, New York  10036

RE:  Appraisal of
     CLOUD SPRINGS PLAZA SHOPPING CENTER
     SWC of U.S. Highway 27 and Cloud Springs Road
     Fort Oglethorpe, Catoosa County, Georgia
     CB File No.  96-106-1

Dear Morgan Stanley:

At your request and authorization, CB Commercial Real Estate Group, Inc. has prepared a Complete Appraisal presented in a self-contained appraisal report of the Market Value "as is" of the leased fee interest in the above-referenced real property based on market conditions existing as of May 17, 1996.

The subject property consists of approximately 113,367 gross leaseable square feet of retail shopping center space constructed in 1968 and 1991 as Cloud Springs Plaza Shopping Center on approximately 12.19 acres of land in Fort Oglethorpe, Georgia. The property is more fully described, legally and physically, within the enclosed report.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

Based on research and analysis contained in this report, it is estimated that the Market Value "as is" of the leased fee interest in the subject property, as of May 17, 1996, is:

                              FOUR MILLION DOLLARS
                                  ($4,000,000)

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, and The Financial Institution Reform, Recovery, and Enforcement Act of 1989 (FIRREA).

June 7, 1996
Page 2


It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CB Commercial Real Estate Group, Inc. can be of further service, please do not hesitate to contact us.

Respectfully Submitted,

CB COMMERCIAL REAL ESTATE GROUP, INC.
APPRAISAL SERVICES

by:


/s/ W. Scott Bradford                    /s/ Ronald A. Neyhart, MAI
-----------------------                  -------------------------
W. Scott Bradford                        Ronald A. Neyhart, MAI
Senior Real Estate Analyst               First Vice President, Regional Manager
Georgia Certification No. CG001784       Georgia Certification No. CG000490

================================================================================
                                                 CERTIFICATION OF THE APPRAISERS
--------------------------------------------------------------------------------

                         CERTIFICATION OF THE APPRAISERS

We certify that to the best of our knowledge and belief:

      1. The statements of fact contained in this report are true and correct.

      2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

      3. We have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

      4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, such as the approval of a loan.

      5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. In addition, this report conforms to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act (FIRREA).

      6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

      7. The undersigned MAI has completed the requirements of the continuing education program of the Appraisal Institute.

      8. W. Scott Bradford has made a personal inspection of the property that is a subject of this report. Ronald A. Neyhart, MAI has not made a personal inspection of the appraised property.

      9. No one provided professional assistance to the persons signing this report.

      10. The undersigned appraisers have extensive experience in the appraisal/review of similar property types.

      11. W. Scott Bradford and Ronald A. Neyhart, MAI are currently certified in the state where the subject is located.


/s/ W. Scott Bradford                  /s/ Ronald A. Neyhart, MAI
--------------------------------       ----------------------------------
W. Scott Bradford                      Ronald A. Neyhart, MAI
Senior Real Estate Analyst             First Vice President, Regional Manager
Georgia State Certification            Georgia State Certification No. CG000490
No. CG001784
--------------------------------------------------------------------------------

================================================================================
                                                             SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------

                               SUBJECT PHOTOGRAPHS



                                [GRAPHIC OMITTED]

                      EXTERIOR VIEW OF THE SUBJECT PROPERTY



                                [GRAPHIC OMITTED]

                      EXTERIOR VIEW OF THE SUBJECT PROPERTY
--------------------------------------------------------------------------------

================================================================================
                                                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

                            SUMMARY OF SALIENT FACTS

Property Name:                          Cloud Springs Plaza Shopping Center

Location:                               SWC of U.S. Highway 27 and Cloud Springs
                                        Road Fort Oglethorpe, Catoosa County,
                                        Georgia

Assessor's Parcel Number:               2C-73 & 74

Property Description:                   The subject property consists of a
                                        113,367 gross leasable square foot
                                        neighborhood shopping center.

Highest and Best Use

As Though Vacant:                       Commercial development.

As Improved:                            Continued use as a neighborhood shopping
                                        center.

Property Rights Appraised:              Leased fee Interest

Date of Value:                          May 17, 1996

Land Area                               12.19 Acres

Improvements

Building Area (GLA):                    113,367 Square Feet

Year Built:                             1968 and 1991

Condition:                              Average

Anchor Tenants:                         Food Lion                  29,000 SF
                                        Big Lot's                  30,000 SF
                                        Badcock Furniture          15,260 SF
                                        YMCA                       10,287 SF
                                        Auto Zone                   8,350 SF

Estimated Marketing Time:               12 months
--------------------------------------------------------------------------------

================================================================================
                                                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

Financial Indicators

Current Occupancy:                      97.8%

Stabilized Occupancy:                   97%

Estimated Stabilized Expenses:          $137,921, or $1.22 per square foot

Going-In Overall
Capitalization Rate Selected:           10.5%

Terminal Overall Capitalization Rate:   11.0%

Discount Rate:                          12.5%

Valuation

Land Value:                             N/A

Cost Approach:                          N/A

Sales Comparison Approach:              $4,075,000

Income Capitalization Approach:         $4,000,000

Final Value

Conclusion:                             $4,000,000

Per Square Foot:                        $35.28

--------------------------------------------------------------------------------

================================================================================
                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

CERTIFICATION OF THE APPRAISERS...............................................i

SUBJECT PHOTOGRAPHS..........................................................ii

SUMMARY OF SALIENT FACTS....................................................iii

TABLE OF CONTENTS.............................................................v

INTRODUCTION..................................................................1

AREA ANALYSIS.................................................................7

MARKET ANALYSIS..............................................................15

SITE ANALYSIS................................................................18

IMPROVEMENT ANALYSIS.........................................................21

ZONING.......................................................................26

TAX AND ASSESSMENT DATA......................................................27

HIGHEST AND BEST USE.........................................................28

APPRAISAL METHODOLOGY........................................................31

SALES COMPARISON APPROACH....................................................33

INCOME CAPITALIZATION APPROACH...............................................37

RECONCILIATION OF VALUE......................................................61

ASSUMPTIONS AND LIMITING CONDITIONS..........................................63

ADDENDA
     A    Glossary Of Terms
     B    Additional Subject Photographs
     C    Legal Description
     D    Rent Roll
     E    Historical Operating Statements
     F    Comparable Improved Sales
     G    Rent Comparables
     H    Pro-Ject Reports
     I    Qualifications

--------------------------------------------------------------------------------

                                                                    INTRODUCTION
                                  INTRODUCTION

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

                                  INTRODUCTION

PROPERTY IDENTIFICATION

The subject is located at the southwest corner of U.S. Highway 27 and Cloud Springs Road, in Fort Oglethorpe, Georgia. The county assessor's tax identification number is 2C-73 & 74. A legal description is presented in the Addenda.

OWNERSHIP AND PROPERTY HISTORY

The subject is currently owned by Mark Centers Limited Partnership according to a review of Catoosa County property records. The subject property was transferred to Mark Centers Limited Partnership from Mark Fort Oglethorpe Associates, L.P. on June 14, 1993 for $3,300,000. While this price would appear to be at or near the property's market value, we do not consider this sale to be arms length. There is no known current listing, option, or agreement of sale of the subject.

DATES OF INSPECTION AND VALUATION

The effective date of valuation is May 17, 1996. The site was inspected by W. Scott Bradford on May 17, 1996.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the market value "as is" of the leased fee estate in the subject property, as of the date of inspection, May 17, 1996. Market value is defined as follows:

      Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. 1

TERMS AND DEFINITIONS

Please refer to the Addenda for a Glossary of the Terms and Definitions that are, and may be used in this appraisal.

INTENDED USE OF REPORT

This appraisal is for mortgage underwriting purposes.

PROPERTY RIGHTS APPRAISED

The value estimated represents the leased fee estate.

APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The following steps were completed by CB Commercial for this assignment:

      1.    Analyzed regional, city, neighborhood, site, and improvement data.

      2.    Inspected the subject and the neighborhood.

      3. Reviewed data regarding taxes, zoning, utilities, easements, and city services.

      4. Considered comparable improved sales, comparable improved building rental information, and comparable site sales. Confirmed data with principals, managers, or real estate agents representing principals, unless otherwise noted.

      5. Analyzed the data to arrive at conclusions via each approach to value used in this report.

      6. Reconciled the results of each approach to value employed into a probable range of market data and finally an estimate of value for the subject, as defined herein.

----------
(1) The definition of market value is taken from: The Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, ss.34.42(f), August 24, 1990. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

      7. Estimated a reasonable exposure time associated with the value estimate.

The subject site and improvement descriptions are based on a personal inspection of the property and a review of the relevant plat maps and site plan. The inspection is not a substitute for thorough engineering studies.

To develop the opinion of value, CB Commercial performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice. This means that no departures from Standard 1 were invoked.

This is a complete appraisal, in the form of a Self-Contained Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Standards of Professional Appraisal Practice. The definitions of Complete Appraisal and Self-Contained Report are found in the Glossary of Terms and Definitions. In a complete appraisal, CB Commercial uses all known applicable approaches to value. The value conclusion reflects all known information about the subject property, market conditions, and available data.

The Self-Contained Report incorporates to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. It also includes thorough descriptions of the subject property and the market for the subject property type.

All data considered significant that was requested for this assignment was received by CB Commercial Real Estate Group, Inc. Appraisal Services.

SPECIAL APPRAISAL INSTRUCTIONS

There were no special appraisal instructions.

MARKETING PERIOD

The marketing period section is divided into reasonable exposure time and reasonable marketing time. Exposure time differs from marketing time. Marketing time is the period required to sell a real property interest at market value during the period immediately after the effective date of the appraisal. Exposure time is always presumed to precede the effective date of the appraisal.

Exposure time is not intended to be a prediction of a date of sale or a one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

      o     statistical information about days on the

      o     market information gathered through sales verification

      o     interviews of market participants.

The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions.

Reasonable Exposure Time

Exposure time is always presumed to precede the effective date of the appraisal. It is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but adequate, sufficient, and reasonable marketing effort. Exposure time and appraisal conclusion of value are therefore interrelated.

Exposure time is often expressed as a range and is based on direct and indirect market data gathered during the market analysis, sales verifications, interviews with market participants, and other appropriate sources. The amount of time which a property will require to be marketed varies greatly depending on a number of factors including market conditions, listing price, terms of sale offered, and competitive listing inventory.

In addition to considering each of the factors noted above, CB Commercial considered:

      o exposure periods of comparable sales revealed during the course of this appraisal,

      o     the most recent CB Commercial National Investor Survey, and

      o the opinions of local knowledgeable real estate brokers and investors.

Market Conditions

Throughout the Southeast, market conditions for most property types have improved significantly during the past one to two years. In fact, the value of most investment grade property types has increased due to a number of factors. During the early 1990's, the lack of demand for investment properties and the inability of owners to make mortgage payments resulted in numerous foreclosures, or properties deeded back in lieu of foreclosure. Increased listing inventory had a substantial downward influence on property values and the exposure time necessary to generate sales. However, in the last few years, due to the competitive pricing in the market and improving national economic conditions, the number of transactions and active investors increased. These market conditions describe the current market and illustrate how exposure time is correlated with listing inventory, competitive pricing structures, and marketing efforts.

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

CB Commercial National Investor Survey

In the most recent issue of the CB Commercial National Investor Survey, published in the First Quarter 1996, CB Commercial surveyed a wide range of investors for property type preferences and specific marketing times. Respondents showed a clear preference for suburban offices, apartments, warehouse/distribution facilities, community shopping centers, neighborhood shopping centers, power centers, and business parks. The surveyed investors ranked neighborhood shopping centers fifth out of 13 property types in terms of preference, as opposed to fourth in the prior survey (Third Quarter 1995). Investors indicated that exposure requirements for investment property generally increased from the previous survey, now about 6.7 months for the subject property type.

Real Estate Broker Surveys

As a third information source, appraisers solicited the opinions of real estate brokers knowledgeable in the subject market and property type. While the majority of individuals surveyed were reluctant to predict an exact exposure time length, generally they estimated an approximate range between 9 and 12 months. All assumed that property would be appropriately priced and marketed. When asked about the subject property specifically, the consensus of opinion was that the subject would receive average recognition in the marketplace under a reasonable plan for pricing and promotion.

Exposure Time Conclusion

In conclusion, based on the foregoing analysis, an exposure time of 12 months is reasonable, defensible, and appropriate. Like the brokers surveyed, CB Commercial assumes that the subject property would have been competitively priced and aggressively promoted regionally.

Reasonable Marketing Time

Reasonable marketing time is the period a prospective investor would forecast to sell the subject property immediately after the date of value, at the value estimated. Anticipated marketing time is essentially a measure of the perceived level of risk associated with the marketability, or liquidity, of the subject as an investment grade property. The sources for this information include those used in estimating the reasonable exposure time, but also an analysis of the anticipated changes in market conditions following the date of appraisal. In other words, the reasonable marketing time is the number of months it will require to sell the subject property from the date of value, into the future.

The reader must understand, however, that the future price for the subject property (at the end of the marketing time) may or may not equal the appraisal estimate. The future price depends

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================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

on unpredictable changes in the physical real estate, demographic and economic trends, real estate markets in general, supply/demand characteristics for the property type, and many other factors.

Based on the premise that present market conditions are the best indicators of future performance, a prudent investor will forecast that, under the conditions described above, the subject property will require a marketing time of approximately 12 months.

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                               [GRAPHIC OMITTED]

                                  Regional Map

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

                                  AREA ANALYSIS

The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property.

REGIONAL INFLUENCES

Location

The subject is located within the city limits of Fort Oglethorpe, Catoosa County, Georgia, considered to be part of the Chattanooga metropolitan area. Fort Oglethorpe is located in the extreme northwestern portion of the state, just across the state line from Chattanooga, Tennessee. A regional map indicating the location of the subject is presented on the facing page.

Population

Catoosa County represents less than 1% of Georgia's population. The population of Catoosa County was estimated by Strategic Mapping, Inc. to be 47,441 persons as of 1995. This indicates an increase of 4,977 persons, or 11.7% from the April 1, 1990 federal census. The county's population is expected to reach approximately 50,868 by the year 2000.

Demographic statistics for Catoosa County are summarized in the following table.

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================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

=============================================================================
                         SELECTED AREA DEMOGRAPHICS
                               CATOOSA COUNTY
=============================================================================

 Population
        1995 Estimate                                       47,441
        1990 Census                                         42,464
        1990-1995 % Change                                   11.7%

 Households
        1995 Estimate                                       17,751
        1990 Census                                         15,745
        1990-1995 % Change                                   12.7%

 1995 Median Household Income                              $29,018
 1995 Average Household Income                             $34,422
 1990 Average Home Value                                   $61,388

 1990 % College Graduates                                    12.5%
=============================================================================
Source: Strategic Mapping, Inc.
Compiled by:  CB Commercial Real Estate Group, Inc.
=============================================================================

As indicated, the base of population and households in Catoosa County is moderate, as has been the growth rate over the last five years. All other demographic statistics suggest moderate income levels and home prices. The rate of growth over the next five years is projected to be consistent with the recent trend.

Employment

Based on the Georgia Department of Labor, the 1995 civilian labor force for Catoosa County was 23,116. The following table compares the unemployment rate for the area to that of the state and national averages.

==============================================================================
                                UNEMPLOYMENT RATE
                                 ANNUAL AVERAGE
                      COMPARISON BY COUNTY, STATE, AND U.S.
==============================================================================
            Year             County           State               U.S.
------------------------------------------------------------------------------
            1995               4.4%            4.9%                N/A
            1994               4.3%            5.2%               6.1%
            1993               4.7%            5.8%               6.8%
==============================================================================
Source:  U.S. Department of Labor.
Compiled by:  CB Commercial Real Estate Group, Inc.
==============================================================================

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================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

The Georgia Department of Labor reports a preliminary unemployment as of April 1996 of 4.4% based on a labor force of 23,223 persons.

The major employers in the Catoosa County area are as follows:

===============================================================================
                              MAJOR AREA EMPLOYERS
===============================================================================
                                             Type of                  No. Of
  Company                                    Business                Employees
-------------------------------------------------------------------------------
   Hutcheson Medical Center                  hospital                  1,555
   Shaw Industries                     carpet manufacturing            1,200
   Catoosa County School System          public education                900
   Candlewick Yarns                    textile manufacturing             500
   Danube Carpet                       carpet manufacturing              325
   Galaxy Carpet                       carpet manufacturing              300
   New York Carpet World               carpet manufacturing              254
   Pyramid Southern Moldings               manufacturing                 200
===============================================================================
Source:  Catoosa County Chamber of Commerce.
Compiled by: CB Commercial Real Estate Group, Inc.
===============================================================================

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================================================================================
                                                                   AREA ANALYSIS
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Growth and Trends

Jobs in Catoosa County can be segmented as follows by industry sector:

=============================================================================
                       EMPLOYMENT BY INDUSTRY SECTOR
=============================================================================
                                                                 % of Total
Industry Sector                                                  Employment
-----------------------------------------------------------------------------
      Construction                                                    3%
      Agriculture                                                     1%
      Manufacturing                                                  29%
                                                                    ----

Total Goods Producing                                                33%

      Transportation, Communication & Utilities                       2%
      Wholesale Trade                                                 4%
      Retail Trade                                                   25%
      Finance, Insurance & Real Estate                                2%
      Services                                                       30%
      Government                                                      4%
                                                                    ----

Total Service Producing                                              67%
=============================================================================
Source:  Georgia Department of Labor
=============================================================================

As indicated, services, manufacturing, and retail make up the primary segments of the area economy, combining for 84% of total jobs. The previous table of major employers shows that most of the largest employers in Catoosa County fall in the manufacturing and service employment sectors. Retail jobs are spread throughout a number of employers, with Walmart, K-Mart and a few grocery store chains considered to be the largest retail employers.

Additional evidence of the Catoosa County's economic growth is an analysis of annual retail sales as shown in the following table:

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================================================================================
                                                                   AREA ANALYSIS
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==================================================================
                         CATOOSA COUNTY
                     HISTORICAL RETAIL SALES
------------------------------------------------------------------
                                                      Annual
      Year                Retail Sales             Growth Rate
------------------------------------------------------------------
      1989                $199,076,000                 N/A
      1990                $217,414,000                 9.2%
      1991                $230,704,000                 6.1%
      1992                $250,030,000                 8.4%
      1993                $281,484,000                12.6%
  1998 (Proj)             $403,925,000                 7.5%
------------------------------------------------------------------
Source: The Survey of Buying Power
==================================================================

This would suggest an annual average growth in retail sales of 9.0% from 1989 through 1993, with a 7.5% average growth rate projected from 1993 through 1998. By comparison, retail sales in the Chattanooga MSA increased at an annual average rate of 7.9% over the same period. As of 1993, the Chattanooga MSA ranked 107th nationwide in terms of gross retail sales. Based on the projected annual growth rate of 6.8% from 1993 through 1998, the Chattanooga MSA is expected to be the 104th largest by 1998.

Transportation

The Catoosa County area is bisected by Interstate 75, which travels in a north/south direction. Interstate 75 travels from Fort Myers, Florida north to Canada. Several state and U.S. highways form the primary transportation network throughout the county, with several of these local highways intersecting I-75.

The closest commercial airport serving the area is the Chattanooga Airport, located 15 miles to the north. In addition, Hartsfield International Airport in Atlanta, Georgia is located 105 miles to the south. The area is also served by Norfolk Southern and CSX rail. There is no municipal bus service in the county.

Conclusion and Relevance to the Subject Property

The subject property is located within the northwestern portion of Catoosa County identified as Fort Oglethorpe. It enjoys excellent access within Fort Oglethorpe, as well as throughout the surrounding Catoosa County area. Population and employment levels are moderate, as is the rate of growth. The unemployment rate is below state and national averages. Primary employment sectors include services, manufacturing, and retail, led by the carpet manufacturing industry. Income and housing costs are also moderate, suggesting an affordable cost of living. All of these variables are considered to positively affect the subject property, which is dependent on the local economy and a stable work force.

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                               [GRAPHIC OMITTED]

                                Neighborhood Map

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

NEIGHBORHOOD INFLUENCES

Location

The subject is located at the southwest corner of U.S. Highway 27 and Cloud Springs Road, just inside of the northern city limits of Fort Oglethorpe. A neighborhood map is shown on the facing page.

Boundaries

The subject neighborhood is generally comprised of the Fort Oglethorpe area. The area is roughly bounded by Lakeview Drive to the north, U.S. Highway 27 to the west, Chickamauga Battlefield National Military Park to the south, and Interstate 75 to the east. The town of Chattanooga is located to the north via Interstate 75, as well as U.S. Highway 27.

Land Use

The town of Fort Oglethorpe is a small community whose primary commercial development consists of shopping centers and related retail uses along U.S. Highway 27 and Battlefield Parkway. While previous retail development has focused near the intersection of these two roads, more recent development, including a new Walmart and Lowe's Home Center, have been located along Battlefield Parkway closer to its intersection with Interstate 75 The area currently has four shopping centers, including the subject property, which comprise approximately 645,600 square feet of space. In addition, the concentration of shopping centers has led to related uses such as retail stores and fast food restaurants, and other services such as banking.

The surrounding area is primarily residential and rural in nature. Also, the Chickamauga Battlefield National Military Park encompasses approximately 8,000 acres, making the largest and oldest national military park.

Access

Primary access to the neighborhood is provided by U.S. Highway 27 and Battlefield Parkway, as well as Interstate 75, which bisects Catoosa County. Average daily traffic counts along U.S. Highway 27 as of 1995 were 23,069 vehicles north of the intersection with Cloud Springs Road and 20,739 vehicles south of the intersection. There are several collector corridors serving the neighborhood as well, including Cloud Springs Road. Overall access to the neighborhood is considered good.

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================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

Demographics

Selected Neighborhood demographics for the subject's neighborhood is shown below.

=============================================================================
                     SELECTED NEIGHBORHOOD DEMOGRAPHICS
                             THREE-MILE RADIUS
=============================================================================
 Population
        2000 Projection                                            43,789
        1995 Estimate                                              43,687
        1990 Census                                                42,747
        1980 Census                                                45,400
        1990-1995 % Change                                           2.2%

Households
        2000 Projection                                            18,127
        1995 Estimate                                              17,933
        1990 Census                                                17,426
        1980 Census                                                16,934
        1990-1995 % Change                                           2.9%

 1995 Median Household Income                                     $26,046
 1995 Average Household Income                                    $31,252
 1990 Average Home Value                                          $52,374
=============================================================================
Source: Strategic Mapping, Inc.
Compiled by: CB Commercial Real Estate Group, Inc.
=============================================================================

This information suggests a very modest population and income base in the subject neighborhood. In addition, the rate of growth in recent years and projected over the near term future, the base will remain minimal.

Growth and Trends

In general, the subject's neighborhood reflects a rural community with moderate income levels and median home values. Over the past decade this area has witnessed modest growth, which is expected to continue over the next five year period. There are a significant number of shopping centers in the subject neighborhood, suggesting that additional neighborhood and community shopping center development is unlikely. However, the two most recent retail developments have consisted of free-standing Wal-Mart and Lowe's stores. We do not expect the character of the neighborhood to change dramatically in the immediate future.

--------------------------------------------------------------------------------

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

Conclusion and Relevance to the Subject Property

The subject property is located in the town of Fort Oglethorpe, an area which is primarily a residential suburban community of Chattanooga. It is a rather small community which has added retail and service jobs to the established base of manufacturing jobs to create a more balanced economy. Also, the Chickamauga Battlefield National Military Park, the largest and oldest national military park, draws a substantial number of tourists. While the Fort Oglethorpe area appears to be stagnant in terms of population growth, the surrounding population base is considered to be large enough to support a significant level of retail development.

--------------------------------------------------------------------------------

================================================================================
                                                                   MARKETABILITY
--------------------------------------------------------------------------------

                                 MARKET ANALYSIS

Marketability refers to the posture of the subject property within its marketplace and its ability to be leased, sold, or marketed relative to its competition and current conditions. In this regard, the subject is very competitive relative to other shopping center developments in the submarket.

OVERALL RETAIL TRENDS IN FORT OGLETHORPE

As discussed in the Regional Influences section, retail sales in the region, and Catoosa County in particular, have increased at a healthy rate of growth during the beginning of this decade, with this rate of growth projected to be maintained over the near future. Provided there are no substantial reductions in area employment, we expect this trend to continue.

Demographic Analysis

The next portion of our marketability analysis presents a demographic profile of the area. In this section we analyze the existing demographics and their changing patterns.

================================================================================
                            NEIGHBORHOOD DEMOGRAPHICS
================================================================================
                                          1 mile        3 mile        5 mile
--------------------------------------------------------------------------------
 Population
        1995 Estimate                      6,930        43,687        99,615
        1990 Census                        6,655        42,747        99,116
        1990-1995 % Change                  4.1%          2.2%          0.5%

 Households
        1995 Estimate                      2,704        17,933        40,249
        1990 Census                        2,571        17,426        39,803
        1990-1995 % Change                  5.2%          2.9%          1.1%

 1995 Median Household Income            $27,221       $26,046       $24,534
 1995 Average Household Income           $29,462       $31,252       $31,074
 1990 Average Home Value                 $49,820       $52,374       $53,326

 1990 % College Graduates                   8.0%         12.4%         15.5%
================================================================================
Source:  Strategic Mapping, Inc.
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

The previous table indicates that population and household formation in the area has been minimal in terms of the rate of growth. Household incomes, average home values and the percentage of college graduates are considered to be below the regional median. The data generally indicates the neighborhood is a low to middle-income area with moderate population and income growth.

--------------------------------------------------------------------------------

================================================================================
                                                                   MARKETABILITY
--------------------------------------------------------------------------------

                                 MARKET ANALYSIS

Trade Area Analysis

The primary trade area for the subject is the Fort Oglethorpe portion of Catoosa County. The subject, as a neighborhood shopping center, generally does not compete with the shopping centers in Ringgold or Rossville, which are neighboring cities. A neighborhood shopping center focuses on servicing the needs of the immediate population, and as such, a resident of the neighborhood is not likely to drive outside the area for these goods.

Fort Oglethorpe Retail Market

Neighborhood shopping centers are generally meant to serve the retail needs of a very localized market, usually within a two to five mile radius. Within that radius of the subject, there are four anchored shopping centers, including the subject. There are no potential competitors under construction. These four properties are summarized in the following table.

==================================================================================================================
                                    SUMMARY OF FORT OGLETHORPE RETAIL CENTERS
==================================================================================================================
                                       Building    Year      Overall    Local Occ      Anchors        Base Rent
  No.    Name & Location                 Size      Built     Occ Rate      Rate        Tenants          Per SF
==================================================================================================================
   1     Oglethorpe Plaza               176,903   1974/       100%        100%        Kmart, Revco   $8.00-$10.00
         Battlefield Pkwy @ Hwy 27                1992                              Drug, FoodMax

   2     Battlefield Centre             202,414   1992         54%         93%        Bi-Lo Foods    $7.00 -
         N side of Battlefield Pkwy                                                                     $8.00

   3     Parkway Shopping Center,       152,932   1981         69%        100%          Vacant       $4.00 -
         N. side Battlefield Pkwy                                                                       $5.50
 Subj    Cloud Springs Plaza            113,367   1968/        98%         88%         FoodMax,         $6.50
         Martintown @ Knox                        1991                              Belk's, Revco
==================================================================================================================
Compiled by:  B Commercial Real Estate Group, Inc.
==================================================================================================================

These four centers exhibit a variety of building quality, condition, and tenant quality. The subject is positioned near the middle of the local market. Generally, Oglethorpe Plaza is considered superior to the subject overall (similar age and condition, but superior tenant mix). Battlefield Centre is superior in terms of age and condition, but inferior based on the anchor tenant vacancy. Despite being only four years old, Walmart vacated this center in order to move to a larger, free-standing super store a few mile east along Battlefield Parkway. Parkway Center is considered inferior to the subject based on condition and anchor vacancies, which include the grocery store anchor tenant.

In addition to the recently completed new location for Walmart, a free-standing Lowe's Home Center is under construction a few miles east of Highway 27 along Battlefield Parkway. Furthermore, three of the four shopping centers in this market, including the subject, have been

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                                                                   MARKETABILITY
--------------------------------------------------------------------------------

                                 MARKET ANALYSIS

renovated and/or expanded in the last five years. Our discussions with area leasing agents and owners indicate no other major renovations or new construction is planned for the area.

Subject Marketability

In addition to analyzing the overall, or macro, conditions influencing the subject property, it is also important to consider the specific characteristics of the subject. It is particularly important to address those factors that would be considered by a potential purchaser of the subject.

From a positive standpoint, the subject is located along a primary traffic corridor through the neighborhood and has good visibility and position in the market. However, it would appear that the focus of retail development in the market has shifted from Highway 27 to Battlefield Parkway as evidenced by the recent choice of sites by Walmart and Lowe's Home Center. With respect to its condition, the center was expanded and partially renovated with the addition of Food Lion in 1991. This has enabled the subject to maintain it overall appeal, as well as stay competitive from a physical standpoint as compared other shopping centers in Fort Oglethorpe.

While two competing centers in the immediate vicinity of the subject have suffered from anchor tenant vacancies, the subject property would appear to be relatively secure in this respect. The grocery store anchor lease has more than 14 years remaining and the other anchor has another four years left on their lease. Both also have options considered to be favorable to the tenant, encouraging renewal. Finally, three junior anchors also help diversify the anchor rollover risk, with these tenants varying in size from 8,350 to 15,260 square feet.

Summary

In summary, we believe the Fort Oglethorpe retail market, and the subject's position in the market, is positive. We expect the subject will continue to experience good market acceptance, provided it is well maintained and up-graded periodically. This will become increasingly important at the subject ages.

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                                                                        PROPERTY
                                                                     DESCRIPTION

                              PROPERTY DESCRIPTION

                               [GRAPHIC OMITTED]

                                AS-BUILT SURVEY

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                                                                   SITE ANALYSIS
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                                  SITE ANALYSIS

The Description of the site can be detailed as follows:

Location:                                The subject is located at the southwest
                                         corner of U.S. Highway 27 and Cloud
                                         Springs Road. Ingress and egress to
                                         the subject is available from three
                                         curb cuts on of U.S. Highway 27 and
                                         two curb cuts on Cloud Springs Road. A
                                         site plan is shown on the facing page.

Assessor's Parcel Number:                2C-73 & 74

Land Area(1)

Gross Land Area:                         12.19 Acres

Net Land Area:                           12.19 Acres

Excess Land:                             None

Outparcels:                              Includes one outparcel, which was
                                         previously developed as a gas station,
                                         but is currently undeveloped.

Shape and Frontage:                      The site is irregular in shape, with
                                         actual street frontage of 577 feet
                                         along U.S. Highway 27 and 707 feet
                                         along Cloud Springs Road. Furthermore,
                                         the site has a reasonable depth
                                         relative to its width.

Topography and Drainage:                 The site has moderately sloping
                                         topography which generally drains in a
                                         northwesterly direction. The site is
                                         generally at road grade with U.S.
                                         Highway 27 and Cloud Springs Road. Our
                                         investigation did not reveal any
                                         significant drainage problems.

Soils: No soils report was provided and it is assumed that soils are adequate for the existing use.

(1) Source: Boundary Survey
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================================================================================
                                                                   SITE ANALYSIS
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Easements:                                A current title report was not
                                          provided in connection with this
                                          appraisal. Based on our on site
                                          inspection, there are only typical
                                          utility and access easements, which do
                                          not appear to adversely affect the
                                          subject. It is specifically assumed
                                          that any easements, restrictions or
                                          encroachments that might appear
                                          against the title would have no
                                          adverse impact on marketability or
                                          value.

Covenants, Conditions,                    No private deeds or restricting
and Restrictions:                         covenants affecting development, other
                                          than zoning and the covenants,
                                          conditions and restrictions associated
                                          with the shopping center, were found
                                          to affect the site. It is specifically
                                          assumed that there is no adverse
                                          affect on marketability or value.

Utilities:                                All public utilities are available to
                                          the subject site.

Flood Zone:                               According to maps published by
                                          the Federal Emergency Management
                                          Agency (FEMA), the subject lies within
                                          Zone C as indicated on FEMA Community
                                          Map Panel 130248 0002B, dated February
                                          1, 1984. Flood insurance is available.
                                          This zone is described as follows:

                                          FEMA Zone C: "This area has been
                                          identified in the community flood
                                          insurance study as an area of moderate
                                          or minimal hazard from the principal
                                          source of flood in the area. However,
                                          buildings in this zone could be
                                          flooded by severe, concentrated
                                          rainfall coupled with inadequate local
                                          drainage systems. Local storm water
                                          drainage systems are not normally
                                          considered in the community's Flood
                                          Insurance Study. The failure of a
                                          local drainage system creates areas of
                                          high flood risk within this rate zone.
                                          Flood insurance is available in
                                          participating communities but is not
                                          required by regulation in this zone."

Environmental Issues:                     We were not provided with any
                                          environmental report or site
                                          assessment for the subject property.
                                          While we are aware that a gas station
                                          was previously located on the
                                          northeast corner of the site, it our
                                          understanding that all storage tanks
                                          have been removed. The value estimate
                                          rendered in this report is predicated
                                          on the assumption that there is no
                                          hazardous material on or in the
                                          property that would cause a loss in
                                          value. However, CB Commercial is not
                                          qualified to detect hazardous waste or
                                          toxic materials. Therefore, we reserve
                                          the right to review and revise our
                                          valuation conclusions if additional
                                          information to the contrary becomes
                                          available in the future.

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================================================================================
                                                                   SITE ANALYSIS
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Adjacent Properties

North:                                    Conoco convenience store and
                                          single-family homes

South:                                    Single-family homes

East:                                     Used car dealerships

West:                                     Wilson Funeral Home and single-family
                                          homes

Conclusion:                               The subject is a 12.19-acre site which
                                          is accessible via curb cuts from U.S.
                                          Highway 27 and Cloud Springs Road.
                                          Access appears to be good for the
                                          site. Visibility and exposure are also
                                          good from U.S. Highway 27 and Cloud
                                          Springs Road as the site is generally
                                          at road grade. The shape of the parcel
                                          is irregular and there is no excess
                                          land. However, there is one outparcel
                                          included, which is undeveloped. The CB
                                          Commercial Real Estate Group, Inc. is
                                          aware of no environmental
                                          contamination of the site. In
                                          conclusion, from a physical
                                          standpoint, the subject site has good
                                          utility and is considered adequate for
                                          many types of commercial development.

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                               [GRAPHIC OMITTED]

                                   Ease Plan

================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

                              IMPROVEMENT ANALYSIS

The subject property consists of approximately 113,367 gross leaseable square feet of retail center improvements. Originally built in 1974 and subsequently expanded in 1990, the center is currently 97.8% occupied. The improvements consist of a one-story neighborhood strip center subdivided into 14 tenant bays as depicted on the facing page floorplan. The following is a description of the improvements based on our physical inspection. The building area is detailed as follows:

=============================================================
                    CLOUD SPRINGS PLAZA
                       BUILDING AREA
=============================================================
                                Gross          % of Gross
  Category                  Leasable Area     Leasable Area
=============================================================
  Big Lot's                     30,000            26.4%
  Food Lion                     29,000            25.6%
  Badcock Furniture             15,260            13.4%
  YMCA                          10,287             9.1%
  Auto Zone                      8,350             7.4%
  Local Tenants                 20,470            18.1%
                               -------           -----
        Total                  113,367           100.0%
=============================================================
Source:  Mark Centers Trust
=============================================================

The subject improvements have a gross building area of 117,384 square feet according to the site plan. The basic construction features are summarized as follows.

Construction                              Class The class of construction is the
                                          basic subdivision in Marshall
                                          Valuation Service(1), dividing all
                                          buildings into five basic groups by
                                          type of framing (supporting columns
                                          and beams), walls, floors, roof
                                          structure, and fireproofing. The
                                          subject is construction Class C.

Competitive                               Rating The subject is considered a
                                          Class B building in terms of quality
                                          as it is perceived in the marketplace.
--------------------------------------------------------------------------------
(1) Class C Buildings are characterized by masonry or reinforced concrete (including tilt-up) construction. The walls may be load-bearing, i.e., supporting roof and upper floor loads, or nonbearing with open concrete, steel, or wood columns, bents, or arches supporting the load.

(Source: Marshall Valuation Service)

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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Foundation                                Concrete slab on grade.

Frame                                     Steel frame and metal studs.

Floor Construction                        Concrete slab on grade.

Exterior Walls                            Combination of concrete block,
                                          brick and stucco. Entries are glass
                                          store fronts with bronze finish
                                          anodized aluminum windows.

Roof Cover                                The roof is built up tar and gravel
                                          over the Big Lots and Food Lion
                                          section and a rubber membrane over the
                                          remainder of the center. No specific
                                          information about the roof was
                                          available, but we have assumed that it
                                          is in average to good condition. If
                                          additional information to the contrary
                                          is provided to the appraiser in the
                                          future, we would reserve the right to
                                          review and revise our findings and
                                          conclusions if necessary.

Exterior Condition                        Average

Elevator/Stair System                     None

Interior Partition System                 Metal studs with gypsum board cover.

Interior Finishes - Tenant Space          Floors:         A combination of
                                                          commercial grade
                                                          carpet, vinyl tile and
                                                          ceramic tile.

                                          Walls:          Painted sheetrock.

                                          Ceilings:       Acoustical tile drop
                                                          ceilings.

                                          Lighting:       Mostly recessed
                                                          fluorescents, except
                                                          for some attached
                                                          fluorescents.

                                          Summary:        The interior finishes
                                                          are good throughout
                                                          the center. None of
                                                          the space is
                                                          unfinished as all of
                                                          the suites have been
                                                          occupied at least
                                                          once.

Interior Condition                        Average

HVAC Split heating and cooling system provided by air conditioning compressors mounted on the roof as well as the rear of the building and gas-fired furnaces with individual zone controls and ducted through ceiling registers. We have assumed that these units are in average condition. While tenants are responsible for maintaining the HVAC systems, the landlord could conceivably be required to replace a compressor unit if it fails while a suite was vacant.

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================================================================================
                                                            IMPROVEMENT ANALYSIS
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Electrical                                The electrical system is assumed to be
                                          in good working order and adequate for
                                          the building.

Fire Protection                           The subject property is
                                          fully fire sprinklered. It is assumed
                                          that the subject has adequate fire
                                          alarm systems, fire exits, fire
                                          extinguishers, fire escapes and/or
                                          other fire protection measures
                                          adequate to meet local fire marshall
                                          requirements.

Life Safety and Security                  The subject has no special security or
                                          surveillance system.

Plumbing The plumbing system is assumed to be adequate for the proposed subject improvements.

Parking Surface parking is provided for 635 vehicles, including 12 handicapped spaces. This type of parking is similar to that found in the local comparables. The number of parking spaces does satisfy current zoning requirements for the existing use. Therefore, it is considered to be legally conforming.

Landscaping                               The landscaping is average compared
                                          to competitors.

Tenant Improvements                       Building standard tenant
                                          improvements include wall partitions,
                                          carpeting, painted walls, suspended
                                          acoustical ceilings, hollow core wood
                                          doors, etc. All of the subject space
                                          has been finished out.

ADA Compliance                            Handicap access appears be
                                          available to all areas of the
                                          building. However, we are not
                                          qualified to determine compliance with
                                          the requirements. Please refer to the
                                          specific limiting condition regarding
                                          ADA compliance.

Environmental Issues                      We were not provided with any
                                          environmental report or site
                                          assessment for the subject property.
                                          While we are aware that a gas station
                                          was previously located on the
                                          northeast corner of the site, it our
                                          understanding that all storage tanks
                                          have been removed. The value estimate
                                          rendered in this report is predicated
                                          on the assumption that there is no
                                          hazardous material on or in the
                                          property that would cause a loss in
                                          value. However, CB Commercial is not
                                          qualified to detect hazardous waste or
                                          toxic materials. Therefore, we reserve
                                          the right to review and revise our
                                          valuation conclusions if additional
                                          information to the contrary becomes
                                          available in the future.

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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Functional Quality of Space               The interior floor
                                          plan is flexible and will accommodate
                                          a variety of tenant layouts. The only
                                          observed design problems reported by
                                          management is the excessive depth (100
                                          feet) of some of the local tenant
                                          bays. By comparison, 60 to 70 feet is
                                          a more typical and functional local
                                          tenant bay depth.

Deferred Maintenance                      We have identified no
                                          signs of deferred maintenance during
                                          our inspection of the subject, nor
                                          have we been provided with any
                                          information by Mark Centers Trust or
                                          one of their representative indicating
                                          any items of deferred maintenance.
                                          Therefore, the subject property is
                                          assumed to have no deferred
                                          maintenance.

Economic Age and Life                     The building was erected in 1968 and
                                          partially rebuilt in 1991, with a
                                          weighted average chronological age of
                                          16 years. Based on current condition,
                                          appraisers estimate effective age to
                                          be approximately 16 years. According
                                          to the Marshall Valuation Service cost
                                          guide, buildings of this type and
                                          quality have an expected life of 40
                                          years. Therefore, the remaining
                                          economic life (expected life minus
                                          effective age) is approximately 24
                                          years. While we observed nothing to
                                          suggest a different economic life, a
                                          capital improvement program could
                                          extend life beyond that stated above.

Quality/General Condition                 The subject property
                                          conforms well with similar retail
                                          buildings in the neighborhood. The
                                          relative quality of construction is
                                          good and the aforementioned
                                          engineering report indicates that the
                                          subject improvements have generally
                                          been soundly constructed.

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================================================================================
                                                            IMPROVEMENT ANALYSIS
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                                   IMPROVEMENT RATING
================================================================================
  Category                      Exc.     Good     Average     Fair        Poor
--------------------------------------------------------------------------------
  Appeal/Appearance                                  X
  Construction Class                                 X
  Design                                             X
  Electrical                                         X
  Exterior Condition                                 x
  Exterior Walls                                     X
  Floor Construction                                 X
  Floor Cover                                        X
  Floor to Ceiling Height                            X
  Foundation                                         X
  Frame                                              X
  Functionality/ Floor Plan                          X
  HVAC                                               X
  Interior Condition                                 X
  Interior Partitions                                X
  Landscaping                                        X
  Lighting                                           X
  Parking                                            X
  Plumbing                                           X
  Restrooms                                          X
  Roof Cover                                         X
  Sprinkler System                                   X
  Tenant Improvements                                X
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Compiled by: CB Commercial Real Estate Group, Inc.
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                                                                          ZONING
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                                     ZONING

The subject's zoning requirements are detailed below.

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                                 ZONING SUMMARY
--------------------------------------------------------------------------------
Current zoning:               C-2, Commercial District
Legally conforming?:          Yes
Uses permitted:               Shopping center and multi-housing uses.
Zoning change                 Not likely
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Category                      Zoning Requirement
--------------------------------------------------------------------------------
Site coverage                 30%
Front setback                 60 feet
Rear setback                  50 feet
Side yard setbacks            25 feet
Height limit                  2.5 stories
Parking                       One space per 200 square feet of net floor area.
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Source: Fort Oglethorpe Planning & Zoning Department
Compiled by: CB Commercial Real Estate Group, Inc.
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ZONING ANALYSIS AND CONCLUSIONS

The subject improvements appear to be a legally conforming use within the current zoning.

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                                                                    TAX ANALYSIS
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                             TAX AND ASSESSMENT DATA

The subject is assessed at 100% of market value as estimated by the Catoosa County Tax Assessor's Office. The subject property's tax value summarized below.

================================================================================================================
                                 CURRENT ASSESSMENT AND TAX INFORMATION (1995)
================================================================================================================
                                                                    Assessed       Tax Rate         Annual
    Tax ID            Land        Improvements        Total           Value       Per $1,000        Taxes
----------------------------------------------------------------------------------------------------------------
2C-73               $656,813       $2,166,333      $2,823,146      $1,129,258      $41.305         $46,644
2C-74               $27,600          $5,289          $32,889         $13,156       $41.305           $543
----------------------------------------------------------------------------------------------------------------
Totals              $684,413       $2,171,622      $2,856,035      $1,142,414      $41.305         $47,187
----------------------------------------------------------------------------------------------------------------
Source:  Catoosa County Tax Assessor
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================================================

The county records indicate that there are no delinquent property taxes. However, property owners in Catoosa County and Fort Oglethorpe receive a credit for sales tax paid against real estate taxes owed. In 1995, the subject received a combined city and county real estate tax credit in the amount of $13,561. This would suggest net 1995 real estate taxes for the subject property of $33,626.

Based on our discussion with the Tax Assessor's Office and the Tax Commissioner's Office, assessments in 1996 are expected to remain unchanged for the most part, while the millage rate is expected to rise slightly. Therefore, we have estimated 1996 taxes based on escalating the 1995 taxes by 3.5%. This would suggest stabilized taxes for the subject of $34,800, on a rounded basis.

CB Commercial has concluded that the assessor has underestimated market value based on the market value conclusion of this report. Therefore, a tax appeal is not recommended.

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                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria that the highest and best use must meet are:

                  o     legal permissibility;
                  o     physical possibility;
                  o     financial feasibility; and,
                  o     maximum profitability.

Highest and best use is applied specifically to the use of a site as vacant. It is recognized that in cases where a site has existing improvements, the concluded highest and best use as if vacant may be different from the highest and best use given the existing improvements (as improved). The existing use will continue, however, until the land value, in its highest and best use, exceeds that total value of the property under its existing use plus the cost of removing or altering the existing structure.

Implied in the highest and best use is a recognition of the contribution of a specific use to the community environment or to the community's development goals, in addition to wealth maximization of individual property owners. Also implied is that the conclusion of highest and best use results from the appraiser's judgment and analytical skill, i.e., that the use determined from the analysis represents an opinion, not a fact to be found.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

HIGHEST AND BEST USE AS THOUGH VACANT

Legal Permissibility

The legally permissible uses were discussed in detail in the site analysis and zoning sections of this report. Overall, based on our review of the zoning restrictions and the ground lease, the site is limited to commercial use.

Physical Possibility

The physical characteristics of the subject site were discussed in detail in the site analysis. Overall, a wide range of legally permissible uses would be physically possible.

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================================================================================
                                                            HIGHEST AND BEST USE
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Financial Feasibility

An analysis of local market conditions provides an indication of the financial feasibility of a given use. The market analysis presented earlier in the report assesses the local market and indicates that there is demand. Therefore, a shopping center is financially feasible.

Maximum Profitability

The final test of highest and best use of the site as though vacant is that the use be maximally productive, yielding the highest land value. In the case of the subject as though vacant, the analysis thus far has indicated that commercial development would be most likely. Given the high probability that commercial use is the highest and best use, this is judged to be a reasonable indication of maximum productivity of the land.

Conclusion: Highest and Best Use As Though Vacant

The concluded highest and best use of the subject as though vacant is that the site be improved with commercial development.

HIGHEST AND BEST USE AS IMPROVED

Legal Permissibility

Overall, it is our opinion that the improvements are within the established guidelines. Further, we were told by the zoning authority that the subject is a legal and conforming use under the zoning ordinance.

Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the improvement analysis section of this report. Overall, the layout and positioning of the improvements is considered functional for commercial use, and the floor plan is considered to be reasonable on a comparison basis. While it would be physically possible for a wide variety of uses, based on the legal restrictions and the design/layout, the improvements would be most functionally utilized for commercial use.

Financial Feasibility

As with the highest and best use of the site as though vacant, the financial feasibility of the site as improved is market derived. Typically, for commercial properties similar to the subject, the test of feasibility is based on the amount of rent that can be generated, less operating


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================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

expenses. If a residual amount exists after paying the various expenses, then the land is being put to a productive use.

Maximum Profitability

Similar to the highest and best use of the site as though vacant, the maximum profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use. However, the recipient of the property's productivity greatly determines what actual use maximizes profitability.

Conclusion: Highest and Best Use as Improved

Based on the foregoing discussions, CB Commercial concludes that the highest and best use of the property as improved is consistent with the existing use.

There are no alternative uses of the existing improvements that would produce a higher net income and/or value over time than the current use. The current use is a legally permissible use and appears to represent the highest and best use as improved.

Furthermore, CB Commercial does not believe that conversion of the improvements or demolition is warranted or financially feasible.

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                                                                       VALUATION

                                    VALUATION

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

                              APPRAISAL METHODOLOGY

The appraisal process is defined as an orderly program by which the problem is planned and the data involved is acquired, classified, analyzed and interpreted into an estimate of value. In this process three basic approaches to value are considered: Cost Approach, Sales Comparison Approach, and Income Capitalization Approach. In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

The final step in the appraisal process is reconciliation -- a process by which CB Commercial analyzes alternative conclusions and selects a final value estimate from among two or more indications of value. CB Commercial weighs the relative significance, applicability and defensibility of each approach as it relates to the type of property being appraised.

INCOME CAPITALIZATION APPROACH

The methodology of the Income Capitalization Approach is to determine the income-producing capacity of the property on a stabilized basis by estimating market rent from comparable rentals, making deductions for vacancy and collection losses and building expenses, then capitalizing the net income at a market-derived rate to yield an indication of value. The capitalization rate represents the relationship between net income and value.

Related to the direct capitalization method is the discounted cash flow method. In this method of capitalizing future income to a present value, periodic cash flows (which consist of a net income less capital costs, per period) and a reversion (if any) are estimated and discounted to a present value. The discount rate is determined by analyzing current investor yield requirements for similar investments. Since investors are active in the marketplace for properties similar to the subject, the Income Approach is particularly applicable to the appraisal problem at hand. There is an adequate quality and quantity of income and expense data available to render a reliable and defensible value conclusion. Therefore, this approach has been employed for this assignment.

SALES COMPARISON APPROACH

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison

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================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences with the final estimate derived based on the general comparisons.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of atypical conditions affecting the sales price. Through our search of the subject market, we were able to uncover an adequate quality and quantity of sales through which a reliable and defensible indication of value could be concluded. Therefore, this approach has been employed for this assignment.

THE COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

The first step in the Cost Approach is to estimate the land value (at its highest and best use) applicable to the subject. This is usually done through an analysis of comparable land sales. The second step is to estimate the cost of all improvements. Improvement costs are then depreciated to reflect value loss from physical, functional and economic causes. Land value and depreciated improvement costs are then added to indicate a total value. The Cost Approach is not considered to be appropriate for this assignment given the age of the improvements and resulting subjectivity required in quantifying depreciation.
In addition, at the instruction of the client, an estimate of the subject site's land value was also not prepared.

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====================================================================================================================================
                                                SUMMARY OF COMPARABLE RETAIL SALES
====================================================================================================================================
Sale                                    Sale  Year   Building   Occupancy                                             Sale   Price
 No.  Name/Location                     Date  Built  Size (GLA)  at Sale           Anchor Tenant         Sale Price   /SF     OAR
====================================================================================================================================
 1    Suburban Plaza                    4/95  1981    120,949     97.3%      Toys R Us, Pier 1 Imports   $6,910,000  $57.13  10.82 %
      Kingston Pike @ N. Winston Road
      Knoxville, TN

 2    640 Plaza                         1/95  1983     76,543     98.5%         Kroger, Revco Drugs      $4,100,000  $53.56  10.99 %
      S Side Of Western Avenue Just
      West Of Knoxville, TN

 3    Oglethorpe Plaza                  7/94  1992    176,903      100%         K=Mart, FoodMax         $7,250,000  $40.98  10.36 %
      SEC Of Highway 27 & Battlefield
      Fort Oglethorpe, GA

 4    Cherokee Square                   3/94  1982     70,763     96.0%             Bi-Lo Foods          $3,350,000  $47.34  10.97 %
      E Side Of Highway 41A @ Washburn
      Tullahoma, TN

 5    Northtowne Square                 1/94  1981     74,336       100%   Bi-Lo Foods, Hancock Fabrics  $3,830,100  $51.52    N/A
      Highway 153 & Gadd Road
      Chattanooga, TN
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Compiled by: CB Commercial
------------------------------------------------------------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH

The Sales Comparison Approach provides an estimate of market value based on analyzing transactions of similar properties in the market area. The method is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing one with the same utility. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed.

The applicability of this approach is based on the assemblage of similar market sales and offerings for a comparison to the subject. Factors such as changing market conditions over time, location, size, quality, age, condition, and amenities, as well as the terms of the transactions, are all significant variables relating to the relative marketability of the subject property. Any adjustments to the sale price of market sales to provide indications of market value for the subject must be market-derived; thus, the actions of typical buyers and sellers are reflected in the comparison process.

There are various units of comparison available in the evaluation of sales data in this approach. The sale price per square foot is the most commonly used in this approach.

We searched the market for sales that qualify as arm's length transactions between willing and knowledgeable buyers and sellers in order to identify value and price trends. One shopping center investment sale in Fort Oglethorpe and one additional shopping center sale in the Chattanooga MSA have been identified. We have supplemented this data with three sales from similar communities in Tennessee. The sales utilized in this analysis are summarized on the facing page table, with their location relative to the subject identified on the following facing page map. In addition, sale summaries and photographs are included in the Addenda.

Adjustment for Economic Characteristics

The comparable sales generate net operating income that is slightly to substantially higher than the subject on a per square foot basis. The subject has three anchor leases which are at or below the market rental rate, and this accounts for much of the difference. The subject is an investment property and the price an investor will pay is directly related to the current or potential NOI. As our cash flow indicates, the subject's NOI is not projected to increase substantially over a 10 year holding period.

We have calculated the adjustment by subtracting the subject's projected NOI ($3.79/SF) from the NOI of each comparable. We then capitalized the difference by 10.50% to yield an appropriate adjustment.

--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

                                Comparable Sales

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

DISCUSSION OF COMPARABLE SALES

Sale Number One

Suburban Plaza is a neighborhood shopping center located in the southwestern portion of Knoxville. This shopping center was originally constructed in 1964 and subsequently expanded in 1981. It was 97% occupied at the time of sale. It is anchored by Toys R Us and Pier 1 Imports, which occupy 39% of the center.

The center is similar to the subject in terms of size, age and condition. It is superior with respect to location and economic characteristics, but inferior based on anchor tenancy. Overall, a downward adjustment is necessary.

Sale Number Two

640 Plaza Shopping Center is a neighborhood shopping center located in the western portion of Knoxville. This shopping center was built in 1983 and was 98% occupied at the time of sale. It is anchored by Kroger and Revco Drugs, which occupy 68% of the center.

The center is similar to the subject in terms of size, age, anchor tenancy and condition. It is superior with respect to location and economic characteristics. Overall, a downward adjustment is necessary.

Sale Number Three

Oglethorpe Plaza is a community shopping center located at the southeast corner of Highway 27 and Battlefield Parkway in Fort Oglethorpe, Georgia. This shopping center was originally constructed in 1974 and expanded in 1992. It was 100% occupied at the time of sale. It is anchored by K-Mart, a FoodMax grocery store, and Revco Drugs, which occupy 87% of the center.

The center is similar to the subject in terms of location, age, size, and condition. It is slightly superior with respect to its anchor tenancy and economic characteristics. Also, an upward adjustment for the condition of sale is required. Overall, a downward adjustment is necessary.

Sale Number Four

Cherokee Square is a neighborhood shopping center located in Tullahoma, Tennessee, just northwest of Chattanooga along Interstate 24. This shopping center was built in 1982 and was 96% occupied at the time of sale. It is anchored by Bi-Lo Foods, which occupies 53% of the center.

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

The center is similar to the subject in terms of location, age, size, and condition. While it is superior with respect to its economic characteristics, it is considered inferior in terms of anchor tenancy. Overall, a downward adjustment is necessary.

Sale Number Five

Northtowne Square is a neighborhood shopping center located in the northern portion of Chattanooga, Tennessee. This shopping center was built in 1981 and was 100% occupied at the time of sale. It is anchored by Bi-Lo Foods, and Hancock Fabrics, which occupy 73% of the center.

The center is similar to the subject in terms of age, size and condition. While it is inferior with respect to its anchor tenancy, it is judged to be superior based on location and economic characteristics. Overall, a downward adjustment is necessary.

ANALYSIS

Adjustments made to the comparable sales are summarized in the following table.


==========================================================================================================
                                         IMPROVED SALES ANALYSIS
                                        SUMMARY OF ADJUSTMENTS 1
==========================================================================================================
                                       Sale 1         Sale 2         Sale 3        Sale 4        Sale 6
----------------------------------------------------------------------------------------------------------
Unadjusted Price/ SF                    $57.13         $53.56        $40.98         $47.34       $51.52
Property Rights                           0.00           0.00          0.00           0.00         0.00
                                        ------         ------        ------         ------       ------
       Subtotal                         $57.13         $53.56        $40.98         $47.34       $51.52
Financing Terms                           0.00           0.00          0.00           0.00         0.00
                                        ------         ------        ------         ------       ------
       Subtotal                         $57.13         $53.56        $40.98         $47.34       $51.52
Conditions of Sale                        0.00           0.00          4.10           0.00         0.00
                                        ------         ------        ------         ------       ------
       Subtotal                         $57.13         $53.56        $45.08         $47.34       $51.52
Market Conditions                         0.00           0.00          0.00           0.00         0.00
                                        ------         ------        ------         ------       ------
       Subtotal                         $57.13         $53.56        $45.08         $47.34       $51.52
Other Adjustments
       Tenancy                            +20%             0%          -10%           +10%          +5%
        Age/Quality/Condition               0%             0%            0%             0%           0%
        Size                                0%             0%            0%             0%           0%
       Location                           -10%           -10%            0%             0%           0%
       Economic characteristics           -40%           -35%          -10%           -30%         -30%
                                        ------         ------        ------         ------       ------
Total Other Adjustments                   -30%           -45%          -20%           -20%         -25%
Value Indication for Subject            $39.99         $29.46        $36.06         $37.87       $38.64
==========================================================================================================
(1) The adjustment grid summarizes the direction and magnitude of adjustments judged appropriate to the comparable sales. In some cases adjustments may be derived directly from quantifiable data. However, in many instances the adjustments involve judgment of CB Commercial Real Estate Group, Inc.
Source: CB Commercial Real Estate Group, Inc.
==========================================================================================================

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

SALES COMPARISON APPROACH CONCLUSION

The comparable sales indicate an unadjusted range of $40.98 to $57.13 per gross leasable square foot. In our analysis, we have considered adjustments to these comparables for property rights conveyed, financing terms, conditions of sale, date of sale, age, condition, construction quality, building size, tenancy, location, and overall economic conditions.

Sale Nos. 3, 4 and 5 are considered to be the most comparable transactions. They represent neighborhood centers which are similar in terms of location, age, size and condition.

After adjustments, the adjusted sale prices indicated for the subject range from $29.46 to $39.99 per square foot, although dropping the high and low end of the range generally suggests an adjusted value of $36 to $38 per square foot. Again, primary emphasis was placed on Sale Nos. 3 4 and 5 as they were judged to be the most similar to the subject in terms of their physical, locational and tenant characteristics, particularly Sale No. 3. Therefore, we have estimated a value of $36 per gross leasable square foot of building area. This would suggest the following market value indication for the subject property based on the Sales Comparison Approach.

====================================================================
                     SALES COMPARISON APPROACH
--------------------------------------------------------------------
Gross Leasable SF             SP per SF          Indicated Value
--------------------------------------------------------------------
      113,367 SF         x     $36.00      =       $4,081,212
       Rounded:                                    $4,075,000
--------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
====================================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                         INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over period of time. The two common valuation techniques associated with the Income Approach are direct capitalization and the discounted cash flow (DCF) analysis.

DIRECT CAPITALIZATION

Direct capitalization is the method used to convert a single year's estimate of income into a value indication. In direct capitalization, a precise allocation between return on and return of capital is not made because investor assumptions or forecasts concerning the holding period, pattern of income, or changes in value of the original investment are not simulated in the method. Direct capitalization is most appropriate when analyzing a stable income stream and in estimating the reversion at the end of a holding period. Using this method, the following sets forth the process:

      1. Estimate the Potential Gross Income (PGI) from all sources that a competent owner should be able to generate from a property based on existing and/or market rents.

      2. Deduct an estimate of Vacancy and Collection Loss (VCL) to arrive at an Effective Gross Income (EGI) estimate.

      3. Deduct operating expenses from the estimate of EGI. The result is an estimate of the stabilized Net Operating Income (NOI).

      4.    Estimate an Overall capitalization rate (Ro, or OAR).
      5. Divide the NOI by Ro, resulting in a value estimate at stabilized occupancy.
      6. Adjust the stabilized value to account for "as is" condition, if applicable.

DISCOUNTED CASH FLOW ANALYSIS

The discounted cash flow (DCF) analysis is a detailed analysis used when the future income is expected to be variant, usually as a result of numerous lease obligations and/or anticipated changes in income and expenses. It is also particularly relevant when institutional buyers are the most likely purchasers of the subject because institutional buyers often place great weight on this analysis. The DCF analysis specifies the quantity, variability, timing, and duration of NOI and cash flow. Selecting the proper yield rate (discount rate) is essential. CB Commercial must consider the target yield sought by investors as well as yields derived from comparable sales and/or market information. The methodology is:

--------------------------------------------------------------------------------

============================================================================================================================
                                                SUMMARY OF COMPARABLE RETAIL RENTALS
============================================================================================================================
Sale                                     Building   Year     Local    Overall                                       Base
No.  Name / Location                    Size (GLA)  Built  Occupancy   Occupancy      Anchor Tenant        TI/SF   Rent/SF
============================================================================================================================
 1   Oglethorpe Plaza                    176,903     1992     100%       100%        Kmart, FoodMax       Minimal   $8.00 -
     Battlefield Parkway @ Highway 27                                                                               $10.00
     Fort Oglethorpe, GA

 2   Battlefield Centre                  202,414     1992    93.4%       53.8%      Bi-Lo Foods, Vacancy  Minimal   $7.00 -
     N Side Of Battlefield Parkway                                                                                  $8.00
     Fort Oglethorpe, GA

 3   Parkway Center                      152,932     1981     100%       69.2%        Vacant, Vacant       As Is    $4.00 -
     N Side Of Battlefield Parkway                                                                                  $5.50
     Fort Oglethorpe, GA
----------------------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial
----------------------------------------------------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

      1. Estimate the before-tax cash flows for each period of a projected holding period net of any capital expenditures such as leasing expenses and tenant improvements.
      2.    Estimate a discount rate and a terminal overall capitalization rate.
      3. Estimate a selling price, known as the reversion, for the end of the projected holding period.
      4. The cash flows and the reversion are then discounted to a present value estimate.

APPROPRIATE CAPITALIZATION METHOD

A number of factors were considered in evaluating the appropriateness of using the direct capitalization method and/or the DCF technique.

Occupancy Status

If the subject is not at stabilized occupancy, the DCF method is typically the preferred method because it better models the present value impact of lease-up costs on value. If the subject is at stabilized occupancy, the direct capitalization method may be the most applicable.

The subject is currently 97.8% occupied. Therefore, while the direct capitalization approach may be most applicable, the DCF model may also be useful.

Lease Structure

Consideration is given to the subject's existing lease structure. Where the subject's lease structure generally reflects market terms, direct capitalization may be appropriate. Discounted cash flow analysis may also be relevant depending on typical buyer preferences. Conversely, the usefulness of a direct capitalization analysis may be limited in instances where the subject includes leases having a variety of rent levels, rent escalation structures, or differing expense treatments.

The existing lease parameters generally reflect market terms on average for the existing tenants. Implicit investor assumptions therefore may behave as the market would expect. While the direct capitalization analysis would likely be the preferred methodology, a DCF model is still often utilized by some investors.

Above-Market or Below-Market Rent

If the subject's rent structure reflects general market levels, both direct capitalization and DCF analysis may be relevant. When average rent is above or below market, however, the Income Approach requires an appropriate adjustment for the present value of the market/contract difference. Reliability of the direct capitalization method becomes more limited as the average

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

rent level becomes more complicated. Discounted cash flow methodology is favored when adjustments become overly subjective or difficult to discern.

The subject's lease structure includes terms that generally reflect market conditions. Therefore, the direct capitalization analysis is the preferred method.

Typical Buyer Behavior

Selection of the appropriate methodology also depends upon the behavior of typical buyers of the subject's property type within the local market. Based on discussions with market participants, the direct capitalization analysis is the definite choice as the appropriate methodology. However, a discounted cash flow model can also be used to incorporate projected fluctuations in market rents, expenses, turnover, etc. Furthermore, when utilizing a DCF model, investors will often check whether the implied capitalization rate falls within an expected range by dividing the first year net operating income into the estimated value.

Appraisal Instructions

No specific instructions were given for this assignment.

Conclusion

As a result of considering the foregoing factors, both the DCF technique and the income capitalization technique are employed in this appraisal.

ESTIMATE OF MARKET RENT

Rent analysis typically involves both a study of market (comparable) rentals and the subject's existing rents. Market rent is the rent that a property would most probably command in the open market; indicated by the current rents paid and asked for comparable space.

SUMMARY OF COMPARABLE RENTALS

CB Commercial has searched the immediate subject neighborhood for competitive properties and lease transactions for comparison to the subject. We have identified four shopping centers in the immediate subject area which are comparable to the subject. The selected comparable rentals are summarized in the facing page chart, with their location relative to the subject shown on the following facing page map. In addition, photographs and detailed summary sheets of each comparable are included in the Addenda.

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                               Comparable Rentals

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF COMPARABLE RENTALS

Comparable Rental Number One

Oglethorpe Plaza is a community shopping center located south of the subject property along Highway 27. It is similar to the subject property based on its location, age, condition, and occupancy rate. However, it is considered to be superior based on size and tenant mix, which includes K-Mart, a FoodMax grocery store, and Revco Drugs as anchor tenants. Recent local tenant leases signed in the building are in the range of approximately $8.00 to $10.00 per square foot on a triple net basis. The occupancy rate is currently 100% overall and 100% for local tenants. Overall, a downward rent adjustment is necessary as compared to the subject.

Comparable Rental Number Two

Battlefield Centre is a neighborhood shopping center located along the north side of Battlefield Parkway a few miles east of Highway 27. It is similar to the subject property based on its location and local tenant occupancy rate. It is considered to be superior based age, overall curb appeal and a stronger local tenant mix, but inferior based on the percentage of anchor tenant space which results from Walmart vacating their space. Recent local tenant leases signed in the building are in the range of approximately $7.00 to $8.00 per square foot on a triple net basis. The occupancy rate is currently 54% overall and 93% for local tenants. Overall, a slight downward rent adjustment for local tenants is necessary as compared to the subject.

Comparable Rental Number Three

Parkway Center is a neighborhood shopping center along the north side of Battlefield Parkway just east of Highway 27. It is similar to the subject property based on its location and local tenant occupancy, but inferior with respect to age, condition, and the overall occupancy rate resulting from the lack of an anchor tenant. Recent local tenant leases signed in the building are in the range of approximately $4.00 to $5.50 per square foot on a triple net basis. The occupancy rate is currently 69% overall and 100% for local tenants. Overall, an upward rent adjustment is necessary as compared to the subject.

It should be noted that some of the subject bay depths are considerable deeper (100 feet) than is typical for the rent comparables (60 to 75 feet). This generally would require a downward adjustment to the rent comparables, all other factors considered equal.

ANALYSIS OF RECENT SUBJECT LEASES

The following table summarizes the subject property's recent lease history.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

=================================================================================================================
                                        SUMMARY OF RECENT SUBJECT LEASES
-----------------------------------------------------------------------------------------------------------------
                         New/                                    Rental                        Free       TI
       Tenant           Renew      Term     Date      Size        Rate       Escalation        Rent     per SF
-----------------------------------------------------------------------------------------------------------------
Badcock Furniture        new      5 yrs     6/95     15,260 SF   $3.00           Flat          3 mths    as is
Optical Design           new      5 yrs     8/95      1,400 SF   $6.00           Flat          3 mths    as is
Books & Bytes            new      5 yrs     5/96      2,400 SF   $5.75       $0.25 per yr      2 mths    as is
Nail Salon               new      2 yrs     6/95        600 SF   $10.00     $1.00 in Yr 2       none     as is
The Money Tree           new      5 yrs     3/96      2,000 SF   $9.00       $0.25 per yr      1 mth     as is
Golden Tan               new     5.5 yrs    8/95      4,520 SF   $2.40     11% inc. in Yr 2    3 mths    as is
                                                                          & 32% inc. in Yr 3
=================================================================================================================
Source:  Mark Centers Trust.
Compiled by: CB Commercial Real Estate Group, Inc.
=================================================================================================================

The typical lease at the subject property requires that tenants pay expense reimbursements for CAM and real estate taxes. This is similar to the comparables, which also collect expense reimbursements for CAM and real estate taxes. All tenants are responsible for their individual utilities and interior cleaning. The recent leases support an average term of five years, which is similar to typical market terms. Also, tenant improvement allowances are not being paid by the landlord, at least not to local tenants, with the space taken "as is" for the six recent leases. Free rent has generally consisted of 3 months on a five year lease.

The rental rates for recent leases would suggest a wide range in rental rates from $2.40 to $10.00 per square foot net of CAM and real estate taxes with a variety of rent escalations. However, the low end of this range is established by a larger than typical local tenant (4,520 SF) who has leased a bay which is irregular in shape. This lease also contains escalations which increase the base rent to $3.50 per square foot by Year 3 of the lease. Also at the low end of the range is a mid-sized anchor tenant (15,260 SF), a bay size which is considered to be difficult to lease in this market. The upper end of the range is established by a smaller than typical bay (600 SF). The remaining three local tenant leases are $5.75, $6.00 and $9.00 per square foot, with a weighted average of $7.44 per square foot. While difficult to establish a definitive market rent for the subject based on leasing activity over the last 12 months, the recent subject leases appear to be at market on average. Furthermore, the leasing representative for the subject suggests that $6.50 per square foot is an appropriate market rental rate for the subject relative to the surrounding market.

ANCHOR TENANT LEASES

The initial lease terms for the two major anchors, Food Lion and Big Lot's, end in January 2012 and October 2000, respectively. The junior anchors, YMCA, Badcock Furniture and Auto Zone,

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

have leases which expire in October 1999, September 2000, and September 2004, respectively. All five leases contain renewal options for a total of 15 (Food
Lion), 5 (Big Lot's), 10 (YMCA), 10 (Badcock Furniture) and 5 (Auto Zone) years. These renewal options include an extension of the existing lease terms at either flat or increased rental rates. If the option rental rate is substantially below market, it is likely the tenant will either renew the lease or sublease the space.

We have obtained lease data on several anchor tenants in the Fort Oglethorpe market. We were asked to keep the locations and tenant names confidential; however, these spaces are in centers that are generally equal to or slightly inferior to the subject. At these centers, leases range from $4.00 to $7.50 per square foot.

The current lease rates for the anchor tenants at the subject are $3.00 for Badcock Furniture, $3.30 for Big Lot's, $4.02 for Auto Zone, $4.37 for YMCA, and $6.25 for Food Lion. While the Big Lot's, Auto Zone, YMCA and Badcock Furniture leases call for increased rent in the first year of each option period, the projected rental rate is still considered to be at or below market rent. Therefore, it is likely that the anchor tenants will renew their leases. We typically allow the leases to expire and renew at a market rate; however, in this instance, it would likely lead to an inflated value, given the lease renewal terms. Therefore, we have renewed the anchor tenant leases through the projection period at the option rental rates.

CONCLUSIONS: MARKET RENT ESTIMATE FOR THE SUBJECT PROPERTY

Based on the previous analysis, the current market lease parameters for the subject property are estimated as follows:

=============================================================================
                           CONCLUDED MARKET RENT
                         (PER SQUARE FOOT PER YEAR)
-----------------------------------------------------------------------------
Category
-----------------------------------------------------------------------------
Local Tenants                                                     $6.50
Grocery Store Anchor                                              $6.50
Other Anchor Tenants                                              $4.00
Lease Structure                           Net of CAM, Taxes & Insurance
Annual escalation                                        $0.25 per year
Tenant Improvements (new tenants)                                  None
Tenant Improvements (renewals)                                     None
Average lease term                                              5 years
Free Rent (Months)                                             3 months
-----------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
=============================================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

These terms generally reflect the most recent leasing history of the subject, as well as market rent terms as discussed in the previous analysis.

EXISTING CONTRACT RENT

As discussed, the subject's leasable area has been subdivided into 15 individual suites, of which 14 are currently occupied and one is available for lease. The occupied suites total 110,867 square feet, or 97.8% of the building's leasable area.

Through our research of the subject property, which included a complete review of all leased documents available, lease abstracts, rent rolls (both current and historical), and detailed discussions with the property manager, the following rent roll summary was utilized to detail currently leased suites and general information employed for this approach. Detailed abstracts of each tenant's lease and miscellaneous assumptions assumed for this assignment have been included in file memorandum. Additionally, within the Addenda are copies of a Tenant Register and Rent Roll generated by Pro-Ject, a computerized lease-by-lease analysis program.

The information contained in the chart and in appropriate sections of the Addenda represent the data inputted for this method and is assumed to be correct and reliable. CB Commercial reserves the right to amend our input assumptions if any documentation is subsequently available which contradicts that assumed for this method.

Shown in the following table is the subject rent roll.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

==========================================================================================
                                   CLOUD SPRINGS PLAZA
                                        RENT ROLL
                                  (AS OF MAY 17, 1996)
------------------------------------------------------------------------------------------
                                   Square      Begin     End        Base Rent     Annual
   Tenant                           Feet       Date      Date         per SF       Rent
------------------------------------------------------------------------------------------
 Food Lion                         29,000       2/91      1/11         $6.25     $181,250
 Big Lot's                         30,000      10/90     10/00         $3.30      $99,000
 Badcock Furniture                 15,260       6/95      9/00         $3.00      $45,780
 Auto Zone                          8,350      11/93      9/04         $4.02      $33,600
 YMCA                              10,287      11/92     10/99         $4.37      $45,000
 Carol's Video                      1,050       8/88     10/00         $8.00       $8,400
 Optical Design                     1,400       8/95     10/00         $6.00       $8,400
 Books & Bytes                      2,400       5/96      8/01         $5.75      $13,800
 Golden Tan                         4,520       8/95      3/01         $2.40      $10,829
 Paul Stephen's Salon               2,000      12/94     11/99         $5.40      $10,800
 Nail Salon                           600       6/95      5/97        $10.00       $6,000
 Tri State Vacuum                   2,000      10/90      9/98         $7.00      $14,000
 The Money Tree                     2,000       3/96      3/01         $9.00      $18,000
 Old Fort Dry Cleaners              2,000      11/88      7/98         $7.00      $14,000
                                    -----                                         -------
Total Leased Square Feet          110,867        Average Rent:         $4.59     $508,859
Unleased Space                      2,500
                                    -----
Total Square Footage              113,367
Occupancy-Overall                   97.8%
Occupancy-Local Tenants             87.8%
==========================================================================================
 Note: Some figures may not calculate due to rounding; annual rent stated correlates with actual rent being collected.
 Source: Leases and abstracts provided by Mark Centers Trust
 Compiled by: CB Commercial Real Estate Group, Inc.
==========================================================================================

The weighted average rental rate of $5.80 per square foot for local tenants is slightly less than the market rent for the subject as previously discussed. However, it should be noted that the largest local tenant bay of 4,520 square feet is leased at $2.40 per square foot because of the bay's inefficient L-shape.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF TENANCY

The tenant base is represented by clients of both a national and local credit rating. The following table summarizes the expiration of existing leases over the next nine years.

===========================================================================================================
                                     SUBJECT LEASE EXPIRATION SUMMARY
===========================================================================================================
   FY Vacancy         # of Tenants       SF Expiring         %          Cumulative SF       Cumulative %
-----------------------------------------------------------------------------------------------------------
      1997                 1                   600           0.5%              600               0.5%
      1998                 0                     0           0.0%              600               0.5%
      1999                 2                 4,000           3.5%            4,600               4.0%
      2000                 2                12,287          10.8%           16,887              14.9%
      2001                 6                52,230          46.1%           69,117              61.0%
      2002                 1                 2,400           2.1%           71,517              63.1%
      2003                 0                     0           0.0%           71,517              63.1%
      2004                 0                     0           0.0%           71,517              63.1%
      2004                 1                 8,350           7.4%           79,867              70.4%
-----------------------------------------------------------------------------------------------------------
Source:  CB Commercial Real Estate Group, Inc.
===========================================================================================================

In estimating the potential gross income of the subject property, it is necessary to consider the leases subject to termination during the initial portion of the holding period. The rate and timing of lease expirations is considered to be rather typical, particularly given that all of the local tenant leases are five years or less. The first major anchor tenant lease (Big Lot's) expires in Year 5, while the other major anchor tenant lease expires in Year 14 (Food Lion). The junior, or smaller, anchors tenant leases expire in Year 4
(YMCA), Year 5 (Badcock Furniture), and Year 9 (Auto Zone). This is not considered to be unusual and represents a fairly typical risk.

EXPENSE REIMBURSEMENTS

As discussed, most of the current and future hypothetical leases which will encumber the subject space will be based upon leases which are net of CAM and real estate tax expenses, whereby the tenant is responsible for their prorata share of common area maintenance and real estate taxes. Furthermore, tenants with special expense stops or expense reimbursement limitations may impact the valuation analysis. However, there are some variations in the reimbursement structures, with some of the tenants having specified amounts of recovery or the exclusion of CAM or taxes, or the inclusion of insurance.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

We have reviewed historical expense reimbursements for the subject property, as compared to a projection of each expense reimbursement for the next year based on existing leases. A review of historical CAM reimbursements is as follows:

==============================================
             CAM REIMBURSEMENTS
----------------------------------------------
Year                         Total $ Amount
----------------------------------------------
1993                             $18,289
1994                             $22,271
1995                             $31,188
1996 Budget                      $38,004
Year 1 DCF                       $36,028
----------------------------------------------
Source:  Mark Centers Trust
==============================================

CAM expense recoveries have increased annually from $0.16 per square foot in 1993 to $0.28 per square foot in 1995. The 1996 budget projects $0.34 per square foot, approximately 20% higher than the 1995 actual expense. By comparison, the first year of our DCF model suggests total CAM reimbursements of $0.32 per square foot based on a review of lease abstracts. This is consistent with the historical trend. We feel that the DCF model most effectively quantifies the projected expense recoveries. Therefore, we estimate total CAM reimbursements to be $36,000, on a rounded basis.

A review of historical tax reimbursements is as follows:

==============================================
             TAX REIMBURSEMENTS
----------------------------------------------
Year                        Total $ Amount
----------------------------------------------
1993                             $14,506
1994                             $16,176
1995                             $16,299
1996 Budget                      $21,768
Year 1 DCF                       $20,071
----------------------------------------------
Source:  Mark Centers Trust
==============================================

Tax expense recoveries have decreased from $0.13 per square foot in 1993 to $0.14 per square foot in 1994 and 1995. The 1996 budget projects a further decline to $0.22 per square foot. By comparison, the first year of our DCF model suggests total real estate tax reimbursements of $0.18 per square foot based on a review of lease abstracts. This is represents an increase over the 1994 and 1995 historical expense, although it is slightly less than the 1996 budgeted amount. We feel that the DCF model most effectively quantifies the

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

projected expense recoveries. Therefore, we estimate total tax reimbursements to be $20,100, on a rounded basis.

A review of historical insurance reimbursements is as follows:

==============================================
          INSURANCE REIMBURSEMENTS
----------------------------------------------
Year                          Total $ Amount
----------------------------------------------
1993                              $5,763
1994                              $6,601
1995                              $1,967
1996 Budget                       $4,812
Year 1 DCF                        $3,711
----------------------------------------------
Source:  Mark Centers Trust
==============================================

Insurance expense recoveries have declined from $0.05 and $0.06 per square foot in 1993 and 1994, respectively, to $0.02 per square foot in 1995. The 1996 budget projects an increase to $0.04 per square foot, more in line with 1993 and 1994. By comparison, the first year of our DCF model suggests total insurance reimbursements of $0.03 per square foot based on a review of lease abstracts. This is consistent with less than the 1996 budgeted amount, but more in line with the historical trend than 1995 reimbursements. We feel that the DCF model most effectively quantifies the projected expense recoveries. Therefore, we estimate total tax reimbursements to be $3,700, on a rounded basis.

OTHER INCOME

For the purpose of estimating the other income that could reasonably be generated by the subject building, we have again reviewed the historical revenues actually received, as well as surveyed local property management companies regarding similar retail projects. This income category can be derived from several different sources including tenant service income, late fee income, short-term storage income, professional services provided for the tenants by the landlord/management, and other miscellaneous sources. The following chart depicts the historical and budgeted revenues included in Other Income for the subject project.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

=========================================
              OTHER INCOME
-----------------------------------------
        Year            Total $ Amount
-----------------------------------------
1993                         $2,205
1994                           $650
1995                             $0
1996 Budget                      $0
Year 1 Pro Forma             $1,200
-----------------------------------------
Source:  Mark Centers Trust
=========================================

This source income, while not significant, decreased from $0.02 per square foot in 1993 to less than $0.01 per square foot in 1994. Furthermore, no income from this source was recorded in 1995, or in the 1996 budget. However, we feel like it is appropriate to include a minimal level of income from this source for occasional late fee, if nothing else. Therefore, we have estimated Other Income of $100 a month, or $1,200 annually. This equates to $0.01 per square foot of leasable area.

PERCENTAGE RENT INCOME

According to the lease documents provided, four of the existing tenants have a provision in their lease documents which requires percentage rent payments over a base amount or under a specific formula. That is, in addition to the basic rental charges, the tenant is responsible for paying the landlord additional rent equal to a specified percentage of the tenant's gross sales made in, upon, or from the premises, over a breakpoint factor or according to a specific schedule. The historical operating statements and the 1996 budget include no percentage rent income, and a review of sales levels for each of the tenants with a percentage rent clause would suggest none will be generated over the near term future. Therefore, we have not projected any percentage rent collections in our stabilized pro forma.

POTENTIAL GROSS INCOME

The concluded potential gross income for the subject is summarized as follows:

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

====================================================================================================
                                          POTENTIAL GROSS INCOME
----------------------------------------------------------------------------------------------------
                                                                   P.S.F.             Totals
----------------------------------------------------------------------------------------------------
Existing Contract Rent                     110,867 SF         $4.59 (wt. avg.)       $508,859
Vacant Space at Market Rent                  2,500 SF         $6.50                    16,250
                                                                                     --------
Potential Gross Rental Income              113,367 SF         $4.63 (wt. avg.)       $525,109
Expense Reimbursements                                                                $59,800
Other Income                                                                           $1,200
                                                                                     --------
Potential Gross Income                     113,367 SF         $5.17 (wt. avg.)       $586,109
----------------------------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
====================================================================================================

VACANCY AND COLLECTION LOSS

Typically, this is an allowance for reductions in potential income attributable to vacancies, tenant turnover, and non-payment of effective rent. In the direct capitalization process, a market-derived, stabilized vacancy and collection loss estimate is subtracted from potential gross income in order to arrive at effective gross income. Currently, the subject is 97.8% occupied by tenants of both a local nature and national credit rating. The occupancy rate for local tenants and non-credit quality junior anchor tenants (i.e., YMCA and Badcock Furniture) is 87.8%. The three most comparable retail properties in the neighborhood have overall occupancy rates of 54% to 100% and local tenant occupancy rates of 93% to 100%.

The subject's local tenant occupancy rate is consistent with the range suggested by the comparables, particularly given the relatively small amount of subject local tenant space relative to the center's size. Therefore, we believe that a 15% vacancy and collection loss as applied to local tenant revenues reasonably encompasses the downtime between leases and a credit loss.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

EFFECTIVE GROSS INCOME SUMMARY

The subject's historical effective gross income is shown in the following table:

==================================================
             EFFECTIVE GROSS INCOME
--------------------------------------------------
    Year                         Total $ Amount
--------------------------------------------------
    1993                              $403,331
    1994                              $428,973
    1995                              $474,208
    1996 Budget                       $566,031
--------------------------------------------------
   Source:  Mark Centers Trust
==================================================

Given our estimate of existing rental income and expense reimbursements, other income, and a collection loss, the subject's estimated effective gross income is derived as follows:

================================================================================
                        STABILIZED EFFECTIVE GROSS INCOME
--------------------------------------------------------------------------------
Gross Rental Income:                                                   $525,109
Less Vacancy & Collection Loss (15% of locals only)                    (18,072)
                                                                       --------
Effective Rental Income:                                                507,037
Plus Expense Reimbursements:                                             59,800
Plus Other Income:                                                        1,200
                                                                       ---------
Effective Gross Income:                                                $568,037
================================================================================

Our projection of effective gross income is 19.8% more than the level of EGI indicated for the subject for 1995, but only 0.4% more than the 1996 budget projection of EGI. The difference between 1995 and 1996 is primarily associated with the leases signed in 1995 which will generate a full year of income in 1996. Therefore, our stabilized projection is considered to be reasonable.

OPERATING EXPENSE ANALYSIS

In projecting revenue and expenses for the subject property, the historical operating statements for calendar years 1993, 1994 and 1995 have been analyzed. Also, we have reviewed the 1996 budgeted forecast of income and expenses. This information is summarized in the following table. We have analyzed expenses for the subject improvements based on historical information, with expenses for the subject improvements projected based on the per square foot cost implied. We have also considered expense comparable data contained in our files

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

and statistics in the Dollars & Cents of Shopping Centers: 1995, published by the Urban Land Institute, and the 1995 Income and Expense Analysis: Shopping Centers, published by the Institute of Real Estate Management.

=============================================================================================================
                                          SUBJECT INCOME & EXPENSE HISTORY
                                   ACTUAL CALENDAR YEAR DATA AND PROJECTED BUDGET
=============================================================================================================
                        1993 Actual          1994 Actual            1995 Actual             1996 Budget
-------------------------------------------------------------------------------------------------------------
                       Total    $/SF 1      Total    $/SF 1       Total      $/SF 1      Total        $/SF 1
-------------------------------------------------------------------------------------------------------------
Income
Rental Income         $362,568   $3.20     $383,275   $3.38      $424,754     $3.75     $501,447       $4.42
Percentage Rent              0    0.00            0    0.00             0      0.00            0        0.00
CAM Reimb               18,289    0.16       22,271    0.20        31,188      0.28       38,004        0.34
RE Tax Reimb            14,506    0.13       16,176    0.14        16,299      0.14       21,768        0.22
Insurance Reimb          5,763    0.05        6,601    0.06         1,967      0.02        4,812        0.04
Other Income             2,205    0.02          650    0.01             0      0.00            0        0.00
                      --------   -----     --------   -----      --------     -----     --------       -----
Eff. Gr. Income       $403,331   $3.56     $428,973   $3.78      $474,208     $4.18     $566,031       $4.99

Expenses
CAM                   (25,455)  (0.22)     (22,547)  (0.20)      (41,987)    (0.37)     (45,620)      (0.40)
Property Taxes        (32,754)  (0.29)     (33,954)  (0.30)      (33,866)    (0.30)     (36,324)      (0.32)
Insurance             (21,849)  (0.19)     (19,000)  (0.17)      (15,917)    (0.14)     (16,104)      (0.14)
Mgmt Fee                   (0)  (0.00)          (0)  (0.00)           (0)    (0.00)          (0)      (0.00)
Gen. & Admin.          (1,931)  (0.02)      (1,325)  (0.01)       (2,718)    (0.02)      (1,800)      (0.02)
                      --------   -----     --------   -----      --------     -----     --------       -----
Total Expenses        (81,989)  (0.72)     (76,826)  (0.68)      (94,488)    (0.83)     (99,848)      (0.88)
                      --------  ------     --------  ------      --------    ------     --------      ------
NOI                   $321,342   $2.83     $352,147   $3.11      $379,720     $3.35     $466,183       $4.11
------------------------------------------------------------------------------------------------------------
(1) Based on 113,367 rentable square feet of building area
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
=============================================================================================================

Our projection of the subject's stabilized expenses is detailed as follows.

Common Area Maintenance

Common area maintenance typically includes all expense items relative to operating, cleaning, maintaining and repairing the subject improvements. Historical common area maintenance expenses are shown as follows:

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

==========================================
               CAM EXPENSE
------------------------------------------
Year                      Total $ Amount
------------------------------------------
1993                         $25,455
1994                         $22,547
1995                         $41,987
1996 Budget                  $45,620
Year 1 Pro Forma             $45,600
------------------------------------------
Source:  Mark Centers Trust
==========================================

This expense has varied from $0.22 per square foot in 1993 to $0.20 per square foot in 1994 and $0.37 per square foot in 1995. By comparison, $0.40 per square foot is projected in the 1996 budget. The 1995 actual and 1996 budgeted expenses are more consistent with properties comparable to the subject. Therefore, we have projected CAM expense in line with the 1996 budgeted expense to be $45,600, or $0.40 per square foot.

Property Taxes

Property taxes are forecasted at $34,800, or $0.31 per leasable square foot, based on the discussion contained in the Tax Analysis section of this report. The real estate taxes do not include personal property taxes; however, they do include a credit for sales tax paid.

Insurance

Historical insurance expenses are shown as follows:

==========================================
            INSURANCE EXPENSE
------------------------------------------
Year                        Total $ Amount
------------------------------------------
1993                           $21,849
1994                           $19,000
1995                           $15,917
1996 Budget                    $16,104
Year 1 Pro Forma               $16,000
------------------------------------------
Source: Mark Centers Trust
==========================================

Insurance costs are assumed to include full property and liability coverage and typically are in the range of $0.10 to $0.20 per square foot. By comparison, the historical subject cost has decreased from $0.19 per square foot in 1993 to $0.17 per square foot in 1994 and $0.14 per square foot in 1995. Furthermore, the 1996 budget projects a cost of $0.14 per square foot. Therefore, the subject's insurance expense has been estimated in line with the 1995 actual

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

expense and 1996 budget to be $16,000, or $0.14 per square foot on a rounded basis. This is consistent with comparable properties.

Professional Management Fee

Historically, the subject property has not been charged a professional management based on a review of the operating statements provided. Typical professional management fees in the local market are generally 3% to 5% of effective gross income, based on the number and type of tenants, the total square footage of a property and size of the market. Therefore, the management fee for the subject is estimated to be 4.0% of effective gross income.

General and Administrative

General and administrative expenses typically include all payroll and payroll related items for all directly-employed administrative personnel such as building managers, secretaries, and bookkeepers. Leasing personnel are not included nor are the salaries or fees for off-site management firm personnel and services. However, normal legal or professional fees would be included. Historical general and administrative expenses are shown as follows:

==========================================
   GENERAL AND ADMINISTRATIVE EXPENSE
------------------------------------------
Year                        Total $ Amount
------------------------------------------
1993                            $1,931
1994                            $1,325
1995                            $2,718
1996 Budget                     $1,800
Year 1 Pro Forma                $1,800
------------------------------------------
Source:  Mark Centers Trust
==========================================

This expense is not a significant one for the subject. It has varied from $0.02 per square foot in 1993 to $0.01 per square foot in 1994 and $0.02 per square foot in 1995. The 1996 budget estimate of $0.02 per square foot falls within this range. Therefore, we have projected this expense to be $1,800, or $0.02 per square foot. We feel that this is consistent with the expense suggested by comparable properties.

Replacement Reserves

This expense typically represents a reserve for future replacement of long-lived items. The amount of reserve and whether or not it is included in the direct capitalization and DCF analyses, depends on the actions reflected by buyers and sellers in the local market. Based on

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

available comparable data and discussions with brokers and investors, replacement reserves generally range from $0.10 and $0.20 per square foot.

Therefore, we have projected reserves for the subject at $0.15 per square foot, or $17,000 annually on a rounded basis, given the subject's age and current condition. Generally, investors feel that it is prudent to deduct replacement reserves in calculating NOI and in determining cash flow in the DCF analysis.

Total Concluded Operating Expenses

The concluded stabilized operating expenses for the subject total $137,921 annually, or $1.22 per gross leasable square foot. Furthermore, 43.4% of the total operating costs, or $0.53 per square foot, are recovered from the tenants.

DIRECT CAPITALIZATION

As previously discussed, direct capitalization is a method used to convert a single year's estimated stabilized net operating income into a value indication. Once the net operating income has been estimated, this conversion is accomplished by dividing the NOI estimate by an appropriate rate. There are several methods for deriving an overall rate for direct capitalization.

Derivation from Comparable Sales

This is the preferred method when sufficient data exists. Data on each property's sale price, income, expenses, financing terms, and market conditions at the time of sale is needed. The overall capitalization rate is then derived by dividing the net operating income by the sale price. This technique is considered appropriate for the subject. The following is a summary of overall capitalization rates indicated by the comparable sales included in the Sales Comparison Approach.

============================================================================
                      COMPARABLE CAPITALIZATION RATES
----------------------------------------------------------------------------
            Date of                        Occupancy       Capitalization
   Sale       Sale       Sale Price           Rate              Rate
----------------------------------------------------------------------------
    1         4/95         $6,910,000         97%               10.8%
    2         1/95         $4,100,000        98.5%              11.0%
    3         7/94         $7,250,000         100%              10.4%
    4         3/94         $3,350,000         96%               11.0%
    5         1/94         $3,830,000         100%               N/A
----------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
============================================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

The preceding sales indicate a 10.4% to 11.0% range of overall capitalization rates. Sale No. 3, which is located in the Fort Oglethorpe market, is considered to be most similar to the subject, although it is slightly superior with respect to the anchor tenancy. The remaining sales are also considered to be reasonably similar to the subject with respect to location, occupancy, size, age, condition, and tenancy.
Retail investment market conditions have not changed noticeably since these transactions.

Given the subject property's physical and locational characteristics, and placing greatest reliance on Sale No. 3, we feel that a capitalization rate in the range of 10.5% is warranted based on the sales utilized in our analysis.

Investor Surveys

Another method for establishing an overall capitalization rate for the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists. This technique is considered to be appropriate for the subject. Therefore, using the First Quarter 1996 CB Commercial National Investor Survey, we have reviewed rates for Class B neighborhood and community shopping centers. This information is summarized in the following table.

===================================================================================================
                              CB COMMERCIAL NATIONAL INVESTOR SURVEY
                                 SUMMARY OF OVERALL CAP RATES FOR
                                     CLASS B SHOPPING CENTERS
---------------------------------------------------------------------------------------------------
Property Type                         # of Respondents         Ro Range            Average Rate
---------------------------------------------------------------------------------------------------
Neighborhood Centers                         10               9% - 11.5%              10.3%
Community Centers                            10              9.5% - 11.0%             10.2%
---------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
===================================================================================================

The survey categories indicate an overall range of 9% to 11.5% and an average range of 10.2% to 10.3%. It is likely that the appropriate capitalization rate would be toward the middle to upper end of the range indicated in the preceding table due to the mediocre economic prospects in the greater Augusta area over the near term future. Therefore, we have estimated the appropriate overall capitalization rate for the subject to be in the range of 10.5% based on the investor survey data.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Conclusion of Overall Capitalization Rate

After reviewing the appropriate methods for developing an overall capitalization rate. The following overall capitalization rates are indicated:

=====================================================================
                             SUMMARY OF
                    OVERALL CAPITALIZATION RATES
---------------------------------------------------------------------
Methodology                                      Concluded Range
---------------------------------------------------------------------
Comparable Sales                                      10.5%
CB Commercial National Investor Survey                10.5%
---------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
=====================================================================

After reviewing the appropriate methods for developing an overall capitalization rate, with most emphasis placed on the comparable sales data, the concluded overall capitalization rate for the subject is 10.5%.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Direct Capitalization Summary

A summary of the direct capitalization of the subject at stabilized occupancy is illustrated in the following table:

======================================================================================
                         CLOUD SPRINGS PLAZA SHOPPING CENTER
                            DIRECT CAPITALIZATION SUMMARY
                                    MAY 17, 1996
--------------------------------------------------------------------------------------
Category                                                          Total        P.S.F.
--------------------------------------------------------------------------------------
Income
    Existing Tenants: 110,867 SF @ $4.59 per SF (wt. avg.)      $ 508,859    $    4.49
    Vacant Space at Market 2,500 SF @ $6.50 per SF                 16,250         0.14
                                                                ---------    ---------
    Potential Gross Rental Income                               $ 525,109    $    4.63
                                                                ---------    ---------
    Less: Vacancy & Collection Loss (15% of local tenant rent)    (18,072)       (0.16)
                                                                ---------    ---------
    Subtotal                                                    $ 507,037    $    4.47

    Total Expense Reimbursements                                   59,800    $    0.53
    Other Income                                                    1,200         0.01
                                                                ---------    ---------
    Effective Gross Income                                      $ 568,037    $    5.01

Expenses
    Common Area Maintenance                                     ($ 45,600)       (0.40)
    Real Estate Taxes                                             (34,800)       (0.31)
    Insurance                                                     (16,000)       (0.14)
    Management Fee (4.0%)                                         (22,721)       (0.20)
    General & Administrative                                       (1,800)       (0.02)
    Reserves                                                      (17,000)       (0.15)
                                                                ---------    ---------
    Total Expenses                                              ($137,921)   ($   1.22)
       OER                                                          24.3%

Net Operating Income                                            $ 430,116    $    3.79
    CAPITALIZATION OF NOI:
    @ 10.5%                                                     $4,096,343   $   36.13

Rounded                                                         $4,100,000   $   36.17
--------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS

Our DCF assumptions are summarized as follows:


================================================================================
                       CLOUD SPRINGS PLAZA SHOPPING CENTER
                   SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS
--------------------------------------------------------------------------------
   General Assumptions
         Start Date                                June 1, 1996
         Terms of Analysis                         10 years
         Basis (calendar/ fiscal)                  Fiscal
         Software                                  Pro-Ject

   Growth Rate Assumptions
         Expenses                                  YR1: 3.0%; 3.5% thereafter
         Market Rent                               YR1: Flat; 3.5% thereafter

   Market Rent Assumptions
         Local Tenants                                     $6.50
         Grocery Store Anchor Tenant                       $6.50
         Other Anchor Tenants                              $4.00

   Leasing Assumptions
         Lease Term                                      5 years
         Renewal Probability                                 65%
         Escalation                                $0.25/SF annually
         Weighted Average of:
            Tenant Improvements ($/SF)                      None
            Months of Free Rent                          1 month
            Leasing Commissions (cashed-out)                2.6%
            Down Time Between Leases                    4 months

   Miscellaneous Assumptions
         Credit Loss                                   1.0% (local tenants only)
         Avg Occupancy Over Projection Period          96% (physical occupancy)
         Structural Maintenance/ Reserves ($/SF)       $0.15
         Deferred Maintenance                          None

   Financial Assumptions
         Discount Rate (IRR)                               12.5%
         Terminal Overall Capitalization Rate (RO)         11.0%
         Costs of Sale                                      3.0%
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

Discount Rate Selection

Rate selection requires that an appraiser verify and interpret the attitude and expectations of market participants (buyers, sellers, advisors, and brokers, among others). In selecting yield rates at which cash flows are to be discounted, an emphasis is placed on the prospective or

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

forecast yield rates anticipated by typical buyers and sellers. This rate is influenced by many factors, including the degree of apparent risk, market attitudes toward future inflation, the prospective rates of return for alternative investments, the rates of return earned by comparable properties in the past, the supply and demand of mortgage funds, and the availability of tax shelters.

One method for establishing a discount rate for the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists.

This technique is considered to be appropriate for the subject. The results of relevant published investor survey data are summarized in the following table.

================================================================================
                CB COMMERCIAL 1Q 1996 NATIONAL INVESTOR SURVEY
                    SUMMARY OF INTERNAL RATES OF RETURN FOR
                           CLASS B SHOPPING CENTERS
--------------------------------------------------------------------------------
                                          # of                        Average
Property Type                         Respondents      IRR Range        Rate
--------------------------------------------------------------------------------
Neighborhood Centers                       10         12% - 14.5%      13.1%
Community Centers                          10          12% - 15%       13.4%
--------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The survey indicates a range of discount rates between 12% and 15%, with rates generally clustering in the 12% to 13% range. The subject is an average property which is primarily occupied by a three anchor tenants. Therefore, it would appear that the subject has an average degree risk and the appropriate discount rate is likely to be near the middle of the range indicated in the preceding table. These factors indicate that the appropriate discount rate for the subject would likely fall in the range of 12.5% on the basis of published investor survey data.

Reversion

The reversionary value of the subject is based on an assumed sale at the end of the holding period based on capitalizing the following year's NOI. Additionally, any capital costs, leasing commissions, and tenant improvements associated with the following year's NOI are deducted. Based on our surveys, reversionary capitalization rates are typically considered to be 0 to 100 basis points higher than going-in capitalization rates on a typical holding period. This is a result

--------------------------------------------------------------------------------

                       CLOUD SPRINGS PLAZA SHOPPING CENTER
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 6/1/96 FOR 11 YEARS

                     FY1997    FY1998    FY1999     FY2OOO    FY2OO1    FY2OO2    FY2OO3    FY2OO4   FYZOO5     FY2OO6    FY2OO7
INCOME
------
MINIMUM RENT:
ALL TENANTS          509,378   509,140   505,696   521,381   533,574   538,688   553,111   547,967   575,502   555,405   617,136
FREE RENT                  0      (975)   (6,795)   (2,368)   (5,665)  (11,994)   (1,164)   (2,665)   (5,329)   (4,117)  (15,605)
                    --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
TOTAL MINIMUM RENT   509,378   508,165   498,901   519,013   527,909   526,694   551,947   545,302   570,173   551,288   601,531

RECOVERIES:
RE TAX RECOVERY       20,071    20,925    21,576    23,195    23,977    25,509    27,349    28,167    30,161    28,764    27,489
INS RECOVERY           3,711     3,864     4,042     4,675     4,403     4,410     4,740     4,790     5,262     5,521     5,892
CAM RECOVERY          36,028    36,336    36,699    39,353    40,908    44,527    47,442    47,909    51,173    49,201    50,920
                    --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
TOTAL RECOVERIES      59,810    61,125    62,317    67,223    69,288    74,446    79,531    80,866    86,596    83,486    84,301
                    --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
GROSS RENTAL
INCOME               569,188   569,290   561,218   586,236   597,197   601,140   631,478   626,168   656,769   634,774   685,832
CREDIT LOSS           (3,329)   (3,324)   (3,232)   (3,471)   (3,569)   (3,596)   (3,887)   (3,821)   (4,023)   (3,795)   (4,291)
OTHER INCOME           1,200     1,215     1,251     1,289     1,328     1,367     1,409     1,451     1,494     1,539     1,585
                    --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
TOTAL INCOME         567,059   567,181   559,237   584,054   594,956   598,911   629,000   623,798   654,240   632,518   683,126

EXPENSES
COMMON AREA MAINT     45,600    46,265    47,884    49,560    51,295    53,090    54,948    56,871    58,862    60,922    63,054
REAL ESTATE TAXES     35,235    36,367    37,640    38,957    40,320    41,732    43,192    44,704    46,269    47,888    49,564
INSURANCE             16,000    16,233    16,802    17,390    17,998    18,628    19,280    19,955    20,653    21,376    22,124
MANAGEMENT FEE        22,682    22,687    22,369    23,362    23,798    23,956    25,160    24,952    26,170    25,301    27,325
GENERAL & ADMIN        1,800     1,826     1,890     1,956     2,025     2,096     2,169     2,245     2,323     2,405     2,489
RESERVES              17,000    17,248    17,852    18,476    19,123    19,792    20,485    21,202    21,944    22,712    23,507
                    --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
TOTAL EXPENSES       138,317   140,626   144,437   149,701   154,559   159,294   165,234   169,929   176,221   180,604   188,063
                    --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
NET OPERATING
 INCOME              428,742   426,555   414,800   434,353   440,397   439,617   463,766   453,869   478,019   451,914   495,063
COMMISSIONS                0       545     3,783     1,970     2,481     6,830       642     2,199     2,199    23,398    10,656
                    --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
CASH FLOW            428,742   426,010   411,017   432,383   437,916   432,787   463,124   451,670   475,820   428,516   484,407

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

of the uncertainty of future economic conditions and the natural aging of the property. In the case of the subject, we feel that a premium of 50 basis points over the going-in capitalization rate is warranted. The appropriate terminal capitalization rate for the reversion is, therefore, estimated to be 11.0%.

DCF Conclusion

The subject's projected cash flow generated via this DCF analysis is shown on the facing page. A value of $3,800,000, or $33.52 per square foot, is suggested for this scenario based on a discount rate of 12.5% and a reversion capitalization rate of 11.0%. Furthermore, 63% of the value is derived from cash flow over the holding period, with the remaining 37% generated from the reversionary sale of the property at the end of the holding period.

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The preceding analysis indicates the following conclusions:

=====================================================================
               INCOME CAPITALIZATION APPROACH VALUES
---------------------------------------------------------------------
Method                                      Indicated Value
---------------------------------------------------------------------
Direct Capitalization                         $4,100,000
Discounted Cash Flow                          $3,800,000
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Source: CB Commercial Real Estate
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We feel that the direct capitalization analysis represents the preferred methodology of potential investors in the market for property such as the subject. However, the DCF model is also employed at times and generally supports the direct capitalization analysis. Therefore, we have correlated at a value between the range indicated by the two methods, with primary emphasis placed on the direct capitalization analysis. As a result, CB Commercial concludes a value for the subject improvements of $4,000,000, or $35.28 per rentable square foot.

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                                                                      CONCLUSION


                                   CONCLUSION

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                                                                  RECONCILIATION
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                             RECONCILIATION OF VALUE

CB Commercial was instructed to estimate the market value of the leased fee interest in the subject property. The value conclusion for each applicable approach is summarized below.

===========================================================================
                       SUMMARY OF VALUE CONCLUSIONS
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Land Value:                                                  N/A
Cost Approach:                                               N/A
Sales Comparison Approach:                            $4,075,000
Income Capitalization Approach:                       $4,000,000
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Source: CB Commercial Real Estate Group, Inc.
===========================================================================

The Income Capitalization Approach is considered the most persuasive method for valuing the subject property. This approach is predicated on the principle of anticipated economic benefits and therefore, best reflects the investment characteristics of the subject. Properties such as the subject are typically purchased by investors; thus, this approach must closely parallel the anticipated analysis that would be employed by the most typical purchaser.

The Sales Comparison Approach is predicated on the principle that an investor would pay no more for an existing property than for a comparable property with similar utility. This approach is contingent on the reliability and comparability of available data. The data developed was considered sufficiently reliable to reach a value conclusion by the Sales Comparison Approach. However, this method is given secondary consideration in the reconciliation and used as support for the Income Approach.

The Cost Approach is predicated on the principle that an investor would pay no more for an existing property than it would cost to acquire land and construct a building with similar utility. The Cost Approach is not relied upon because estimating developer profit is very subjective and the Marshall Valuation Service cost guide is based on numerous assumptions that may not directly apply to the subject, rendering this method less reliable. This approach was not utilized in our analysis.

In arriving at the final value conclusion, greatest weight was placed on the Income Capitalization Approach. The final value conclusion and the approach relied upon give strong

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                                                                  RECONCILIATION
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consideration to the market behavior of the typical buyer and current market environment for the property appraised.

Based on the foregoing analysis, it is concluded that the market value as is of the leased fee interest in the subject property, as of May 17, 1996 is:

                              FOUR MILLION DOLLARS
                                  ($4,000,000)

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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to total that would adversely affect marketability or value. CB Commercial is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Commercial, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. It is assumed that improvements have been constructed or will be constructed according to approved architectural plans and specifications and in conformance with recommendations contained in or based upon any soils report(s).

      Unless otherwise specifically noted in the body of this report, it is assumed: that any existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are, or will be upon completion, in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that it or they will withstand any known elements such as windstorm, hurricane, tornado, flooding, earthquake, or similar natural occurrences; and, that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Commercial professionals are not engineers and are not competent to judge matters of an engineering nature. CB Commercial has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Commercial by ownership or management; CB Commercial inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Commercial was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Commercial reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Commercial has no knowledge of the existence of such materials on or in the property. CB Commercial, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

      We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Commercial. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new

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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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      construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.

5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Commercial has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Commercial reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Commercial of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Commercial will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CB Commercial assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CB Commercial is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Commercial does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Commercial.

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Commercial to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Also, unless otherwise noted in the body of this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CB Commercial nor may this report or copies hereof be transmitted to third parties without said consent, which consent CB

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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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      Commercial reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express written consent of CB Commercial which consent CB Commercial reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Commercial shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area of the subject and comparable properties has been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Commercial unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Commercial assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Commercial assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CB Commercial assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Notwithstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Commercial has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Commercial has no specific information relating to this issue, nor is CB Commercial qualified to make

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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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      such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.

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                                    ADDENDA

                                                                         ADDENDA

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                                                    ADDENDUM A GLOSSARY OF TERMS
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                                   Addendum A

                                GLOSSARY OF TERMS

assessed value

  Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

cash equivalency

  The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract, coupon, face, or nominal rent

  The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

coupon rent

  See Contract, Coupon, Face, or Nominal Rent

effective rent

  1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ** 2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

face rent

  See Contract, Coupon, Face, or Nominal Rent

fee simple estate

  Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.**

floor area ratio (FAR)

  The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. **

full service lease

  A lease in which rent covers all operating expenses. Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value

  Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

gross building area (GBA)

  The sum of all areas at each floor as measured to the exterior walls.

insurable value

  Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

investment value

  Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be established by an

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                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

  expert on real estate and its value, that is, an appraiser. +

leased fee

  See leased fee estate

leased fee estate

  An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.**

leasehold

  See leasehold estate

leasehold estate

  The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.**

load factor

  The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

market value "as if complete" on the appraisal date

  Market value as if complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

market value "as is" on the appraisal date

  Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

market value

  Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.ss.

marketing period

  The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. **

net lease

  Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA)

  1) The area on which rent is computed. 2) The Rentable Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

nominal rent

  See Contract, Coupon, Face, or Nominal Rent

prospective future value "upon completion of construction"

  Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value

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                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

  estimate at this stage is stated in current dollars unless otherwise indicated.

prospective future value "upon reaching stabilized occupancy"

  Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value estimate at this stage is stated in current dollars unless otherwise indicated.

reasonable exposure time

  The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market.
  **

rent

  see
  full service lease
  net lease
  contract, coupon, face, or nominal rent
  effective rent

shell space

  Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

Usable Area

  1) The area actually used by individual tenants. 2) The Usable Area of an office is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

use value

  Use value is a concept based on the productivity of an economic good. Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale. +

value appraised

  During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time. See also market value "as is" on the appraisal date market value "as if complete" on the appraisal date prospective future value "upon completion of construction" prospective future value "upon reaching stabilized occupancy"

----------
+ The Appraisal of Real Estate, Tenth Edition, Appraisal Institute, 1992.

++ The Dictionary of Real Estate Appraisal, Third Edition, 1993.

ss. The office of the Comptroller of the Currency, 12 CFR Part 34, Subpart C, ss.34.42(f), August 24, 1990. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

* 1990 BOMA Experience Exchange Report, Income/Expense Analysis for Office Buildings (Building Owners and Managers Association, 1990)

** Statement on Appraisal Standard No. 6, Appraisal Standards Board of The Appraisal Foundation, September 19, 1992.

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                                       ADDENDUM B ADDITIONAL SUBJECT PHOTOGRAPHS
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                                   Addendum B

                         ADDITIONAL SUBJECT PHOTOGRAPHS

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                                       ADDENDUM B ADDITIONAL SUBJECT PHOTOGRAPHS
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                               [GRAPHIC OMITTED]

             VIEW SOUTH ALONG U.S. HIGHWAY 27 FROM SUBJECT PROPERTY


                               [GRAPHIC OMITTED]

             VIEW NORTH ALONG U.S. HIGHWAY 27 FROM SUBJECT PROPERTY

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                                       ADDENDUM B ADDITIONAL SUBJECT PHOTOGRAPHS
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                               [GRAPHIC OMITTED]

            VIEW WEST ALONG CLOUD SPRINGS ROAD FROM SUBJECT PROPERTY

                               [GRAPHIC OMITTED]

          VIEW SOUTHWEST ACROSS CLOUD SPRINGS ROAD AT SUBJECT PROPERTY

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                                       ADDENDUM B ADDITIONAL SUBJECT PHOTOGRAPHS
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                               [GRAPHIC OMITTED]

                VIEW WEST ACROSS HIGHWAY 27 AT SUBJECT PROPERTY

                         VIEW SOUTHEAST AT SUBJECT FROM
                   HIGHWAY 27/CLOUD SPRINGS ROAD INTERSECTION

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                                       ADDENDUM B ADDITIONAL SUBJECT PHOTOGRAPHS
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                               [GRAPHIC OMITTED]

          EXTERIOR VIEW OF SUBJECT PROPERTY'S NORTHERN FRONT ELEVATION

                               [GRAPHIC OMITTED]

          EXTERIOR VIEW OF SUBJECT PROPERTY'S EASTERN FRONT ELEVATION

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                                                    ADDENDUM C LEGAL DESCRIPTION
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                                   Addendum C

                               LEGAL DESCRIPTION
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                                                             Cloud Springs Plaza
                                                             Fort Oglethorpe, GA

PROPERTY DESCRIPTION

All that tract or parcel of land lying and being in Land Lot 61, 9th District, 4th Section, Catoosa County, City of Fort Oglethorpe, Georgia and being more particularly described as follows:

TRACT ONE

Beginning at the cut cross on the southwesterly right-of-way of Lafayette Road (also known as U.S. Highway No. 27), being an 88 foot right-of-way and the southern right-of-way of Herron Road (also known as West Cloud Springs Road), being a 30 foot right-of-way; thence southeastwardly along the southwestwardly right-of-way of Lafayette Road, South 37 degrees, 46 minutes O0 seconds East, a distance of 576.6 feet to a cut cross at the intersection of said right-of-way with the westerly right-of-way of Old Lafayette Road (also known as Old U.S. Highway No. 27 and Government Road); thence along said right-of-way, along an arc to the left, a distance of 95.31 feet to an iron pipe (said arc being subtended by a chord bearing of South 16 degrees 04 minutes 22 seconds West, a distance of 94.51 feet and a radius of 211.75 feet), thence South 89 degrees 24 minutes 57 seconds West along the northern right-of-way of an unopened 10 foot alley, a distance of 1,067.75 feet to an iron pipe, said point being in the easterly right-of-way of West Cloud Springs Road, being a 30 foot right-of-way; thence northwestwardly along said right-of-way, North Ol degrees 53 minutes 40 seconds West, a distance of 190.08 feet to an iron pipe; thence continuing along said right-of-way, North 01 degree 21 minutes 26 seconds West, a distance of
312.96 feet to a point in a concrete ditch, thence continuing along said right-of-way with an arc to the right, a distance of 76.06 feet to an iron pipe (said arc being subtended by a chord bearing of North 44 degrees O5 minutes 42 seconds East, a distance of 68.33 feet and a radius of 47.94 feet) in the southerly right-of-way of Herron Road; thence along said right-of-way North 89 degrees 32 minutes 50 seconds East, a distance of 706.9 feet to a cut cross, said point being the point of beginning, said tract containing approximately 523,472 square feet or approximately 12.017 acres and being shown as Tracts One and Two on survey by Betts Engineering Associates, Inc. Drawing Number 10013-1-166, dated November 16, 1992 and revised February 25, 1993.


                                   EXHIBIT "A"

TRACT TWO

Being Lot 6, J.F. Bennett Subdivision, as shown by plat of record in Deed Book M, Page 499, in the Office of the Clerk of the Superior Court of Catoosa County, Georgia and being more fully described as follows:

BEGINNING at a cut cross at the intersection of the southwesterly right-of-way of Lafayette Road (also known as U.S. Highway No. 27), being an 88 foot right-of-way, and the westerly right-of-way of Old Lafayette Road (also known as Old U.S. Highway 27 and Government Road); thence southwestwardly along said western right-of-way, an arc distance of 95.31 feet to an iron pipe; thence South 89 degrees 24 minutes 57 seconds West, a distance of 216.80 feet to a point; thence South 00 degrees 35 minutes 03 seconds East a distance of 10.00 feet to an iron pipe, said point being the northeastern corner of Lot 6, being the TRUE POINT OF BEGINNING; thence South 01 degrees 48 minutes 07 seconds East a distance of 154.68 feet to a railroad spike, said point being in the northern right-of-way of Hargrave Avenue, being a 20 foot right-of-way; thence along said right-of-way, North 89 degrees 25 minutes 41 seconds West, a distance of 50.00 feet to an iron pipe; thence North 01 degrees 48 minutes 49 seconds West, a distance of 153.67 feet to an iron pipe, said point being in the southern right-of-way of an unopened 10 foot alley; thence East, along said alley North 89 degrees 24 minutes 57 seconds East, a distance of 50.00 feet to the true point of beginning, said tract containing approximately 7,704 square feet or approximately 0.18 acres and being shown as Tract Three on survey by Betts Engineering Associates, Inc. Drawing Number 10013-1-166 dated November 16, 1992, and revised February 25, 1993.


                                   EXHIBIT "A"


                                     2 of 2

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                                                            Addendum D RENT ROLL
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                                   Addendum D

                                   RENT ROLL

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                                                            Detail Rent Roll
                                                            FORT OGELTHORPE
Report Date: 05/14/96
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                             -- Rent Dates --
Suite                        Commence  Expire     Square   Mocnthly   Annual   -- Cost Recovery --  Expense  --- Other Income ---
No. Tenant Name              Start               Footage  Base Rent   Rate/SF  Description  Monthly   Stcp   Description   Monthly
-----------------------------------------------------------------------------------------------------------------------------------
00020 OLD FORT DRY CLEANERS  08/01/88  07/31/98   2,000    1,166.67    7.00                                  MAINTENANC      83.33
                             11/01/88                                                                        REAL ESTAT      43.94
                                                                                                                          --------
                                                                                                                            127.27

00030 AUTOZONE               11/17/93  09/30/04   8,350    2,800.00    4.02                                  MAINTENANC     146.99
                             11/17/93

00100 TRI STATE  VACUUM      09/15/90  09/14/98   2,000    1,166.67    7.00                                  MAINTENANC      66.67
                             09/15/90                                                                        REAL ESTAT      66.67
                                                                                                                          --------
                                                                                                                            133.34
OO1OA Y M C A                11/01/92  10/31/99  10,287    3,750.00    4.37                                  MAINTENANC     567.36
                             11/01/92                                                                        REAL ESTAT     216.66
                                                                                                                          --------
                                                                                                                            784.02

00120 CAROL'S VIDEO          08/01/88  10/31/00   1,050      700.00    8.00                                  MAINTENANC      35.00
                             08/01/88                                                                        MISCELANEO    -100.00
                                                                                                             REAL ESTAT      23.07
                                                                                                                          --------
                                                                                                                            -41.93
00180 BIG LOTS               09/27/90  10/31/00  30,000    8,250.00    3.30
                             09/27/90

00200 FOOD LION              01/26/91  01/31/11  29,000   15,104.17    6.25                                  MAINTENANC     483.33
                             01/26/91

00090 THE MONEY TREE,  INC.  03/31/96  03/31/01   2,000    1,500.00    9.00
                             03/31/96

0017B PAUL STEPHEN'S SALON   12/01/94  11/30/99   2,000     900.00     5.40
                             12/01/94

07080 W.S. BADCOCK
        CORPORATION          09/29/95  09/28/00  15,260   3,815.00     3.00
                             09/29/95

0017C HOANG-TRUNG VUONG      05/16/95  05/31/97     600     500.00    10.00                                  MAINTENANC      37.50
                             05/16/95                                                                        REAL ESTAT      14.00
                                                                                                                          --------
                                                                                                                             51.50

OO12A OPTICAL DESIGN         10/15/95  10/31/00   1,400     700.00    6.00                                   MAINTENANC      86.43
                             10/15/95                                                                        REAL ESTAT      32.67

--------------------------------------------------------
                                          Page: 53
                                          Date: 05/14/96
                                          Time: 14:14:08
--------------------------------------------------------

Suite                            Future Rent Increases
No. Tenant Name                Date   Monthly Amt. Per Sf
--------------------------------------------------------
00020 OLD FORT DRY CLEANERS  08/01/97  1,333.33     8.00



00030 AUTOZONE               11/01/98  3,200.00     4.60

00100 TRI STATE  VACUUM


OO1OA Y M C A                11/01/96  4,166.67     4.86
                             11/01/97  4,583.33     5.35


00120 CAROL'S VIDEO          11/01/97    743.75     8.50
                             11/01/99    787.50     9.00



00180 BIG LOTS               11/01/00  9,075.00     3.63

00200 FOOD LION

00090 THE MONEY TREE,  INC.  04/01/97  1,541.67     9.25
                             04/01/98  1,583.33     9.50
                             04/01/99  1,625.00     9.75
                             04/01/00  1,666.67    10.00
                             04/01/01  1,708.33    10.25
                             04/01/02  1,750.00    10.50
                             04/01/03  1,791.67    10.75
                             04/01/04  1,833.33    11.00
                             04/01/05  1,875.00    11.25

0017B PAUL STEPHEN'S SALON   12/01/96    950.00     5.70
                             12/01/97  1,000.00     6.00
                             12/01/98  1,050.00     6.30
07080 W.S. BADCOCK
        CORPORATION          09/29/00  4,260.08     3.35
                             09/29/05  4,578.00     3.60

0017C HOANG-TRUNG VUONG      06/01/96    550.00    11.00




OO12A OPTICAL DESIGN

------------------------------------------------------------------------------------------------------------------------------------
                                                         Detail Rent Roll
                                                         FORT OGELTHORPE
Report Date: 05/14/96
------------------------------------------------------------------------------------------------------------------------------------
                             -- Rent Dates --
Suite                        Commence  Expire     Square   Monthly    Annual   -- Cost Recovery --  Expense  --- Other Income ---
No. Tenant Name              Start               Footage  Base Rent   Rate/SF  Description  Monthly   Stop   Description   Monthly
------------------------------------------------------------------------------------------------------------------------------------
 00150 GOLDEN TAN            11/01/95  03/31/01    4,520     902.43    2.40                                  MAINTENANC     269.07
                             11/01/95                                                                        REAL ESTAT     105.47
                                                                                                                          --------
                                                                                                                            374.54

 00130 BOOKS & BYTES         05/01/96  08/30/01    2,400       0.00    0.00                                  MAINTENANC     110.00
                             05/01/96                                                                        REAL ESTAT      60.00
                                                                                                                          --------
                                                                                                                            170.00






------------------------------------------------------------------------------------------------------------------------------------
 Total Building         Occupied Sqft:   98%     110,867  41,254.94                              0.00                     2,348.16
                       Available Sqft:    2%       2,500
                           Total Sqft:           113,367
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------
                                    Page: 54
                                    Date: 05/14/96
Report Date: 05/14/96               Time: 14:15:13
--------------------------------------------------

Suite                  Future Rent Increases
No. Tenant Name          Date   Monthly Amt. Per Sf
--------------------------------------------------
 00150 GOLDEN TAN      04/01/97  1,002.43     2.66
                       04/01/98  1,318.33     3.50
                       04/01/01  1,695.00     4.50

 00130 BOOKS & BYTES   09/01/96  1,150.00     5.75
                       09/01/97  1,200.00     6.00
                       09/01/98  1,250.00     6.25
                       09/01/99  1,300.00     6.50
                       09/01/00  1,350.00     6.75
                       09/01/01  1,418.00     7.09
                       09/01/02  1,488.00     7.44
                       09/01/03  1,562.00     7.81
                       09/01/04  1,640.00     8.20
                       09/01/05  1,720.00     8.60
--------------------------------------------------
 Total Building


--------------------------------------------------

================================================================================
                                      ADDENDUM E HISTORICAL OPERATING STATEMENTS
--------------------------------------------------------------------------------

                                   Addendum E

                        HISTORICAL OPERATING STATEMENTS

--------------------------------------------------------------------------------

                               Mark Centers Trust
                              Property Statement of
                           Net Operating Income - 1993

                                                                   PARK
                                                                   PLAZA
                                                                   -----

INCOME
------

RENT                                                              $362,568
% RENT                                                                   0
CAM                                                                 18,289
R/E TAX                                                             14,506
UTILITY                                                                  0
INSURANCE                                                            5,763
GROUND RENT                                                              0
OTHER                                                                2,205
                                                                  --------
             TOTAL INCOME                                          403,332

OPERATING EXPENSES
------------------

LANDSCAPING                                                          1,500
CLEANING                                                             6,390
UTILITIES                                                           11,500
SECURITY                                                                 0
MAINT. & REPAIRS                                                     6,065
R/E TAXES                                                           32,754
INSURANCE                                                           21,849
PROVISION FOR BAD DEBT                                              11,563
SALARIES & WAGES                                                         0
GROUND RENT                                                              0
PROFESSIONAL FEES                                                    1,931
                                                                  --------

            TOTAL EXPENSES                                          93,553
                                                                  --------

       NET OPERATING INCOME                                       $309,779
                                                                  --------

--------------------------------------------------------------------------------
Report Date: 05/09/95         MARK CENTERS TRUST                  Page:
Property: FORT OGELTHORPE     NOI - 1995 AND 1994                 Date: 05/09/96
Report Name : TEMPJWG
--------------------------------------------------------------------------------

                                           1995 ACTUAL      1994 ACTUAL

--------------------------------------------------------------------------------

Report: NOITEMP
INCOME

  RENT                                         424,754         383,275
  % RENT                                             0               0
  CAM                                           31,188          22,271
  R/E TAX                                       16,299          16,176
  UTILITY                                        1,618               0
  INSURANCE                                      1,967           6,601
  GROUND RENT                                        0               0
  OTHER                                           (400)            650
                                               -------         -------
  TOTAL INCOME                                 475,426         428,972

EXPENSES

  LANDSCAPING                                    2,100           1,795
  CLEANING                                       7,965           7,315
  UTILITIES                                     11,436           9,383
  SECURITY                                           0               0
  MAINT & REPAIR                                20,486           4,054
  REAL ESTATE TAXES                             33,866          33,954
  INSURANCE                                     15,917          19,000
  PROVISION FOR BAD DEBT                           500             185
  SALARIES & WAGES                                   0               0
  GROUND RENT                                        0               0
  PROFESSIONAL FEES                                615             215
  OTHER                                          2,103           1,110
                                               -------         -------
  TOTAL EXPENSES                                94,989          77,012
                                               -------         -------
NET OPERATING INCOME                           380,438         351,960
                                               =======         =======

---------------------------------------------------------------------------------------------------
Report Date: 10/03/95                     1996 BUDGET BY QUARTER
Company: 01                                 MARK CENTERS TRUST
Selection Id: 330526                         FORT OGELTHORPE
Budget Type: Original Budgt
---------------------------------------------------------------------------------------------------
Report: BUDGQTR              1st Quarter    2nd Quarter   3rd Quarter    4th Quarter       Total
---------------------------------------------------------------------------------------------------
Report: FFOBUDS
INCOME

  RENT                         123,553        125,553        125,553        126,788        501,447
  % RENT                             0              0              0              0              0
  CAM                            9,501          9,501          9,501          9,501         38,004
  R/E TAX                        5,442          5,442          5,442          5,442         21,768
  UTILITY                            0              0              0              0              0
  INSURANCE                      1,203          1,203          1,203          1,203          4,812
  GROUND RENT                        0              0              0              0              0
  OTHER                           (138)          (138)          (138)          (138)          (552)
                               -------        -------        -------        -------        -------
 TOTAL INCOME                  139,561        141,561        141,561        142,796        565,479

EXPENSES

  LANDSCAPING                        0          2,100          2,100            600          4,800
  CLEANING                       1,920          1,920          1,920          1,920          7,680
  UTILITIES                      2,985          3,185          3,185          3,185         12,540
  SECURITY                           0              0              0              0              0
  MAINT & REPAIR                 2,150         12,750          3,050          2,650         20,600
  REAL ESTATE TAXES              9,081          9,081          9,081          9,081         36,324
  INSURANCE                      4,026          4,026          4,026          4,026         16,104
  OTHER FINANCING FEES               0              0              0              0              0
  PROVISION FOR BAD DEBT         1,629          1,629          1,629          1,629          6,516
  SALARIES & WAGES                   0              0              0              0              0
  GROUND RENT                        0              0              0              0              0
  PROFESSIONAL FEES                  0              0              0              0              0
  OTHER                            450            450            450            450          1,800
                               -------        -------        -------        -------        -------
 TOTAL EXPENSES                 22,241         35,141         25,441         23,541        106,364
                               -------        -------        -------        -------        -------
EBIDT                          117,320        106,420        116,120        119,255        459,115

  INTEREST                           0              0              0              0              0
                               -------        -------        -------        -------        -------
FF0                            117,320        106,420        116,120        119,255        459,115
                               =======        =======        =======        =======        =======
         FF0 PER SHARE              0.01           0.01           0.01           0.01           0.05

--------------------------------------------------------------------------------
Report Date: 05/09/95        NOI  - 1ST QUARTER 1996             Page:         8
Company: 01                     MARK CENTERS TRUST               Date:  05/09/96
Selection Id: 33O526             FORT OGELTHORPE                 Time: 12:31:05
Report Name : INCSTYTD
--------------------------------------------------------------------------------
                                                                        3 Months
                                                                        Mar 1996
                                                                        -------
--------------------------------------------------------------------------------
Report: NOITEMP
INCOME

  RENT                                                                  121,223
  % RENT                                                                    291
  CAM                                                                     5,955
  R/E TAX                                                                 4,208
  UTILITY                                                                     0
  INSURANCE                                                                 501
  GROUND RENT                                                                 0
  OTHER                                                                      (5)
                                                                        -------
 TOTAL INCOME                                                           132,173

EXPENSES

  LANDSCAPING                                                               615
  CLEANING                                                                2,070
  UTILITIES                                                               2,393
  SECURITY                                                                    0
  MAINT & REPAIR                                                            154
  REAL ESTATE TAXES                                                       8,542
  INSURANCE                                                               3,243
  PROVISION FOR BAD DEBT                                                   (500)
  SALARIES & WAGES                                                            0
  GROUND RENT                                                                 0
  PROFESSIONAL FEES                                                         646
  OTHER                                                                     552
                                                                        -------
 TOTAL EXPENSES                                                          17,715
                                                                        -------
NET OPERATING INCOME                                                    114,458
                                                                        =======

================================================================================
                                            ADDENDUM F COMPARABLE IMPROVED SALES
--------------------------------------------------------------------------------

                                   Addendum F

                           COMPARABLE IMPROVED SALES

--------------------------------------------------------------------------------

                                                                   RETAIL SALE 1
================================================================================

Location Data
       Property Name:                            Suburban Plaza
       Location:                                 Kingston Pike @ N. Winston Road
       City:                                     Knoxville
       County:                                   Knox
       State/Zip:                                Tennessee
       Assessor's Parcel No(s):                  N/A
       Atlas Reference:                          N/A

Physical Data
       Type:                                     Neighborhood
       Land Area:                                11.30 Acres
       Excess Land:                              None
       Gross Leasable Area:
         Anchors:
            Toys R Us                            39,000 SF
            Pier 1 Imports                       7,984 SF
          Local Tenant GLA:                      73,965 SF
          Anchor Tenant GLA:                     46,984 SF
          Total GLA:                             120,949 SF
          GLA Purchased:                         120,949 SF
       Year Built:                               1981
       Parking:                                  7.7 spaces per 1,000 SF
       Condition:                                Average
       Exterior Walls:                           Masonry

Sale Data
       Transaction Type:                         Sale
       Date of Transaction:                      4/95
       Marketing Time:                           N/A
       Grantor:                                  Southmark Realty Partners, Ltd.
       Grantee:                                  CBL & Associates, Ltd.
       Document No.:                             N/A
       Sale Price:                               $6,910,000
       Financing:                                Cash to Seller
       Cash Equivalent Price:                    $6,910,000
       Required Capital Cost:                    $0
       Adjusted Sales Price:                     $6,910,000
       Verification:                             Grantee

Financial Data
       Assumptions & Forecast:                   Buyer
       Occupancy at Sale:                        97.3%
       Existing or Pro Forma Income:             Existing

                                                          TOTAL          P.S.F.
                                                        ----------       -----
       Potential Gross Income:                          $1,093,425       $9.04
       Vacancy and Credit Loss:                            $32,803       $0 27
       Effective Gross Income:                          $1,060,622       $8.77
       Expenses:                                          $312,700       $2.59
       Net Operating Income:                              $747,922       $6.18

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                   RETAIL SALE 1
================================================================================

Analysis

        Buyers Underwriting Criteria:             Direct Cap and DCF
        Overall Capitalization Rate (OAR):        10.82 %
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        6.52
        Operating Expense Ratio (OER):            29.48 %
        Price Per Square Foot:                    $57.13

Comments

       This center is located one block from West Town Mall in the southwestern portion of the Knoxville area. The L-shaped center was originally constructed in 1964, but was expanded and updated in 1981. It has good market appeal and local shop rents in the range of $8.00 to $12.00 per square foot at the time of sale.

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                   RETAIL SALE 2
================================================================================

Location Data
       Property Name:                             640 Plaza
       Location:                                  S Side Of Western Avenue
                                                    Just West Of I-640
       City:                                      Knoxville
       County:                                    Knox
       State/Zip:                                 Tennessee
       Assessor's Parcel No(s):                   N/A
       Atlas Reference:                           N/A

Physical Data
        Type:                                     Neighborhood
        Land Area:                                14.47 Acres
        Excess Land:                              5.0 Acres
       Gross Leasable Area:
          Anchors:
                Kroger                            42,130 SF
                Revco Drugs                       10,069 SF
             Local Tenant GLA:                    24,344 SF
             Anchor Tenant GLA:                   52,199 SF
             Total GLA:                           76,543 SF
             GLA Purchased:                       76,543 SF
       Year Built:                                1983
       Parking:                                   8.5 spaces per 1,000 SF
       Condition:                                 Average
       Exterior Walls:                            Masonry

Sale Data
       Transaction Type:                          Sale
       Date of Transaction:                       1 /95
       Marketing Time:                            N/A
       Grantor:                                   Knoxville Realty Associates
       Grantee:                                   Graham Limited Partnership
       Document No.:                              N/A
       Sale Price:                                $4,100,000
       Financing:                                 See Comments
       Cash Equivalent Price:                     $4,100,000
       Required Capital Cost:                     $0
       Adjusted Sales Price:                      $4,100,000
       Verification:                              Grantee

Financial Data

        Assumptions & Forecast:                   Buyer
        Occupancy at Sale:                        98.5%
        Existing or Pro Forma Income:             Existing

                                                            TOTAL         P.S.F.
                                                           --------       -----
       Potential Gross Income:                             $660,300       $8.63
       Vacancy and Credit Loss:                             $13,206       $0.17
       Effective Gross Income:                             $647,094       $8.45
       Expenses:                                           $196,300       $2.56
       Net Operating Income:                               $450,794       $5.89

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                   RETAIL SALE 2
================================================================================

Analysis

        Buyers Underwriting Criteria:             Direct Cap
        Overall Capitalization Rate (OAR):        10.99 %
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        6.34
        Operating Expense Ratio (OER):            30.34 %
        Price Per Square Foot:                    $53.56

Comments

       This center is located in a well developed retail area in the western portion of Knoxville which has a high traffic count. It has good market appeal and local shop rents in the range of $9.00 to $11.00 per square foot at the time of sale.

       Land area includes two outparcels (1.38 and 0.51 acres) and approximately 5 acres of excess land adjacent to Revco, resulting in the higher than typical parking ratio. However, the buyer reports minimal, if any, contributory value attributed to the outparcels or excess land.

       The terms of sale involved assumption of a first mortgage with a balance of $2,738,148 at 10% interest and a 20 year ammortization, plus cash for the remainder (33%). This is considered cash equivalent.

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                   RETAIL SALE 3
================================================================================

Location Data
       Property Name:                             Oglethorpe Plaza
       Location:                                  SEC Of Highway 27
                                                    & Battlefield Parkway
       City:                                      Fort Oglethorpe
       County:                                    Catoosa
       State/Zip:                                 Georgia
       Assessor's Parcel No(s):                   N/A
       Atlas Reference:                           N/A

Physical Data
       Type:                                      Community
       Land Area:                                 16.60 Acres
       Excess Land:                               None
       Gross Leasable Area:
          Anchors:
                 K-Mart                           95,810 SF
                 FoodMax                          48,000 SF
                 Revco Drugs                      10,500 SF
             Local Tenant GLA:                    22,593 SF
             Anchor Tenant GLA:                   154,310 SF
             Total GLA:                           176,903 SF
             GLA Purchased:                       176,903 SF

       Year Built:                                1992
       Parking:                                   Adequate surface
       Condition:                                 Average
       Exterior Walls:                            Masonry

Sale Data
       Transaction Type:                          Sale
       Date of Transaction:                       7 /94
       Marketing Time:                            N/A
       Grantor:                                   Bruno's, Inc.
       Grantee:                                   JDN Realty Corporation
       Document No.:                              DB 495 P 80
       Sale Price:                                $7,250,000
       Financing:                                 Cash to Seller
       Cash Equivalent Price:                     $7,250,000
       Required Capital Cost:                     $0
       Adjusted Sales Price:                      $7,250,000
       Verification:                              Grantor

Financial Data

       Assumptions & Forecast:                    Buyer
       Occupancy at Sale:                         100%
       Existing or Pro Forma Income:              Existing
                                                            TOTAL         P.S.F.
                                                           --------       -----
       Potential Gross Income:                             $873,775       $4.94
       Vacancy and Credit Loss:                             $17,476       $0.10
       Effective Gross Income:                             $856,300       $4.84
       Expenses:                                           $105,528       $0.60
       Net Operating Income:                               $750,772       $4.24

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                   RETAIL SALE 3
================================================================================

Analysis

        Buyers Underwriting Criteria:             Direct Cap and DCF
        Overall Capitalization Rate (OAR):        10.36 %
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        8.47
        Operating Expense Ratio (OER):            12.32 %
        Price Per Square Foot:                    $40.98

Comments

       This center is located at the primary intersection of this suburban Chattanooga, TN residential community. The center was originally constructed in 1974. The seller purchased the property in 1992, demolished a portion of the existing center and then rebuilt the grocery store anchor space and the local tenant space, as well as renovating the remaining exteriors. Local shop rents were in the range of $7.00 to $10.00 per square foot at the time of sale.

       The grantor sold this center and two others to the grantee in order to raise capital. Reportedly, there were other offers at higher prices, but the grantor accepted this offer because of the need for a quick, all cash transaction.

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                   RETAIL SALE 4
================================================================================

Location Data
       Property Name:                             Cherokee Square
       Location:                                  E Side Of Highway 41A
                                                   @ Washburn Street
       City:                                      Tullahoma
       County:                                    Coffee
       State/Zip:                                 Tennessee
       Assessor's Parcel No(s):                   N/A
       Atlas Reference:                           N/A

Physical Data
       Type:                                      Neighborhood
       Land Area:                                 7.50 Acres
       Excess Land:                               None
       Gross Leasable Area:
          Anchors:
              Bi-Lo Foods                         37,623 SF
            Local Tenant GLA:                     33,140 SF
            Anchor Tenant GLA:                    37,623 SF
            Total GLA:                            70,763 SF
            GLA Purchased:                        70,763 SF
       Year Built:                                1982
       Parking:                                   Adequate surface
       Condition:                                 Average
       Exterior Walls:                            Masonry

Sale Data
       Transaction Type:                          Sale
       Date of Transaction:                       3 /94
       Marketing Time:                            N/A
       Grantor:                                   Protective Life Insurance Co.
       Grantee:                                   JDN Realty Corporation
       Document No.:                              DB 238 P 264
       Sale Price:                                $3,350,000
       Financing:                                 Cash to Seller
       Cash Equivalent Price:                     $3,350,000
       Required Capital Cost:                     $0
       Adjusted Sales Price:                      $3,350,000
       Verification:                              Deed Records & Third Party

Financial Data

        Assumptions & Forecast:                   Buyer
        Occupancy at Sale:                        96.0%
        Existing or Pro Forma Income:             Existing
                                                            TOTAL         P.S.F
                                                           --------       -----
        Potential Gross Income:                            $433,700       $6.13
        Vacancy and Credit Loss:                            $21,685       $0.31
        Effective Gross Income:                            $412,015       $5.82
        Expenses:                                           $44,500       $0.63
        Net Operating Income:                              $367,515       $5.19

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                   RETAIL SALE 4
================================================================================

Analysis

        Buyers Underwriting Criteria:             Direct Cap
        Overall Capitalization Rate (OAR):        10.97 %
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        8.13
        Operating Expense Ratio (OER):            10.80 %
        Price Per Square Foot:                    $47.34

Comments

       This center is located in a small community northwest of Chattanooga. Local shop rents were in the range of $5.50 per square foot at the time of sale. Sale also included two ground leased out parcels.

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                   RETAIL SALE 5
================================================================================

Location Data
       Property Name:                           Northtowne Square
       Location:                                Highway 153 & Gadd Road
       City:                                    Chattanooga
       County:                                  Hamilton
       State/Zip:                               Tennessee
       Assessor's Parcel No(s):                 99M-H-5.0
       Atlas Reference:                         N/A

Physical Data
       Type:                                    Neighborhood
       Land Area:                               7.99 Acres
       Excess Land:                             None
       Gross Leasable Area:
         Anchors:
            Bi-Lo Foods                         41,345 SF
            Hancock Fabrics                     9,824 SF
          Local Tenant GLA:                     23,167 SF
          Anchor Tenant GLA:                    51,169 SF
          Total GLA:                            74,336 SF
          GLA Purchased:                        74,336 SF

       Year Built:                              1981
       Parking:                                 4.8 space per 1,000 SF
       Condition:                               Average
       Exterior Walls:                          Masonry

Sale Data
       Transaction Type:                        Sale
       Date of Transaction:                     1/94
       Marketing Time:                          N/A
       Grantor:                                 Hamilton Plaza Associates, L.P.
       Grantee:                                 Glimcher Centers, L.P.
       Document No.:                            DB 1292 P 77
       Sale Price:                              $3,830,100
       Financing:                               Cash to Seller
       Cash Equivalent Price:                   $3,830,100
       Required Capital Cost:                   $0
       Adjusted Sales Price:                    $3,830,100
       Verification:                            Deed Records & Third Party

Financial Data

        Assumptions & Forecast:                 Buyer
        Occupancy at Sale:                      100%
        Existing or Pro Forma Income:           N/A
                                                              TOTAL     P.S.F
                                                            --------    -----
       Potential Gross Income:                                 N/A       N/A
       Vacancy and Credit Loss:                                N/A       N/A
       Effective Gross Income:                                 N/A       N/A
       Expenses:                                               N/A       N/A
       Net Operating Income:                                   N/A       N/A

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                   RETAIL SALE 5
================================================================================

Analysis

       Buyers Underwriting Criteria:              Direct Cap
       Overall Capitalization Rate (OAR):         N/A %
       Projected IRR:                             N/A
       Effective Gross Multiplier (EGIM):         N/A
       Operating Expense Ratio (OER):             N/A %
       Price Per Square Foot:                     $51.52

Comments

       This center is located in the northern portion of Chattanooga along a heavily travelled road just north of Northgate Mall and directly across from a large center anchored by Walmart. Local shop rents were in the range of $8.00 to $10.00 per square foot at the time of sale. The center was originally built in 1981, but renovated in 1991.

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                     ADDENDUM G RENT COMPARABLES
================================================================================

                                   Addendum G

                                RENT COMPARABLES

--------------------------------------------------------------------------------

                                                        RETAIL RENT COMPARABLE 1
================================================================================

Location Data
      Property Name:                            Oglethorpe Plaza
       Location:                                Battlefield Parkway @ Highway 27
       City:                                    Fort Oglethorpe
       County:                                  Catoosa
       State/Zip:                               Georgia
       Assessor's Parcel No(s):                 N/A
       Atlas Reference:                         N/A

Physical Data
       Type:                                    Community
       Gross Leaseable Area:                    176,903 SF
       Year Built:                              1992
       Exterior Walls:                          Masonry
       Condition:                               Good
       Anchor Tenant:                           Kmart, FoodMax, Revco Drugs
       Parking:                                 Adequate surface

Lease Data
       Occupancy:
         Local:                                 100%
         Overall:                               100%
       Typical Size:                            1,500 SF
       Term:                                    3-5
       Base Rent Per Square Foot:               $8.00 - $10.00
       Rent Escalations:                        Negotiable
       Basis:                                   Net
       Expense Pass-Through:                    Triple Net
       Free Rent (months):                      None
       Tenant Improvement:                      Minimal
       Leasing Agent:                           Exchange Realty
       Phone No.:                               (615)756-0581
       Survey Date:                             5/96

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 1
================================================================================

Comments
     Good quality center with good access and visibility. The center was originally constructed in 1974, but was subsequently renovated and expanded in 1992.

                                   Photograph

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 2
================================================================================

Location Data
       Property Name:                           Battlefield Centre
       Location:                                N Side Of Battlefield Parkway
       City:                                    Fort Oglethorpe
       County:                                  Catoosa
       State/Zip:                               Georgia
       Assessor's Parcel No(s):                 N/A
       Atlas Reference:                         N/A

Physical Data
       Type:                                    Neighborhood
       Gross Leaseable Area:                    202,414 SF
       Year Built:                              1992
       Exterior Walls:                          Masonry
       Condition:                               Good
       Anchor Tenant:                           Bi-Lo Foods, Vacancy
       Parking:                                 Adequate surface

Lease Data
     Occupancy:
         Local:                                 93.4%
         Overall:                               53.8%
       Typical Size:                            1,500 SF
       Term:                                    5
       Base Rent Per Square Foot:               $7.00 - $8.00
       Rent Escalations:                        Negotiable
       Basis:                                   Net
       Expense Pass-Through:                    Triple Net
       Free Rent (months):                      None
       Tenant Improvement:                      Minimal
       Leasing Agent:                           A.B. Shopping Center Propertie
       Phone No.:                               (205)969-1000
       Survey Date:                             5/96

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 2
================================================================================

Comments

     Good quality center with good access and visibility. The anchor tenant vacancy was previously occupied by Walmart, who decided that the store was not large enough for their needs and subsequently built a free-standing super store a few miles east of this center on Battlefield Parkway.

Photograph

                              [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 3
================================================================================

Location Data
       Property Name:                           Parkway Center
       Location:                                N Side Of Battlefield Parkway
       City:                                    Fort Oglethorpe
       County:                                  Catoosa
       State/Zip:                               Georgia
       Assessor's Parcel No(s):                 N/A
       Atlas Reference:                         N/A

Physical Data
       Type:                                    Neighborhood
       Gross Leaseable Area:                    152,932 SF
       Year Built:                              1981
       Exterior Walls:                          Masonry
       Condition:                               Good
       Anchor Tenant:                           Vacant, Vacant
       Parking:                                 Adequate surface

Lease Data
       Occupancy:
         Local:                                 100%
         Overall:                               69.2%
       Typical Size:                            2,000 SF
       Term:                                    3
       Base Rent Per Square Foot:               $4.00 - $5.50
       Rent Escalations:                        Negotiable
       Basis:                                   Net
       Expense Pass-Through:                    Triple Net
       Free Rent (months):                      Negotiable
       Tenant Improvement:                      As Is
       Leasing Agent:                           Herman Waldorf & Co.
       Phone No.:                               (615)756-2400
       Survey Date:                             5/96

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 3
================================================================================

Comments

     Average quality center with good access and visibility which has suffered since losing its anchor tenants. In fact, it has generally become a discount, or thrift oriented center. The grocery store anchor bay is considered to be too small for a first line grocer, but too large to easily lease to a secondary retailer.

Photograph

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

================================================================================
                                                     ADDENDUM H PRO-JECT REPORTS
--------------------------------------------------------------------------------

                                   Addendum H

                                PRO-JECT REPORTS

--------------------------------------------------------------------------------

                       CLOUD SPRINGS PLAZA SHOPPING CENTER
                           PROJECT ASSUMPTIONS REPORT
                                EXCLUDING TENANTS

BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF CLOUD SPRINGS PLAZA SHOPPING CENTER BEGINNING 6/1996 FOR 13 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES
-------------

GRSF
1996 VALUE -     113,367
THEREAFTER - CONSTANT

OCSF
1996 VALUE -     109,734
1997 VALUE -     110,667
1998 VALUE -     109,700
1999 VALUE -     110,534
2000 VALUE -     109,959
2001 VALUE -     107,485
2002 VALUE -     110,717
2003 VALUE -     110,650
2004 VALUE -     110,396
2005 VALUE -     105,200
2006 VALUE -     102,877
2007 VALUE -     110,067
2008 VALUE -     110,667
THEREAFTER - CONSTANT

CAML
1996 VALUE -      54,367
THEREAFTER - CONSTANT

GROWTH RATES
------------

RNTG
1996 VALUE -         0.00
1997 VALUE -         3.00
THEREAFTER - CONSTANT

EXPG
1996 VALUE -         3.00
1997 VALUE -         3.50
THEREAFTER - CONSTANT

COMN
1996 VALUE -         4.00
THEREAFTER - CONSTANT

COMR
1996 VALUE -         2.00
THEREAFTER - CONSTANT

COMS
+35.0% OF COMN +65.0% OF COMR

MARKET RATES
------------

RNT1
1996 VALUE -         6.50
THEREAFTER - GR0WING AT GR0WTH RATE RNTG

TIAN
1996 VALUE -         0.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

TIAS
+35.0% OF TIAN

FRER
1996 VALUE -         3.00
THEREAFTER - CONSTANT

RNT2
1996 VALUE -         4.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

RNT3
1996 VALUE -         6.50
THEREAFTER - GROWING AT GROWTH RATE RNTG

RNT4
1996 VALUE -         3.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

MISCELLANEOUS INCOMES
---------------------

OTHER INCOME
1996 VALUE -        1,200
THEREAFTER - GROWING AT GROWTH RATE RNTG

EXPENSES
--------

COMMON AREA MAINT , REFERRED TO AS CAME
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -       45,600
1997 VALUE -       45,600
THEREAFTER - GROWING AT GROWTH RATE EXPG

REAL ESTATE TAXES , REFERRED TO AS TAXE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -       34,800
THEREAFTER - GROWING AT GROWTH RATE EXPG

INSURANCE           , REFERRED TO AS INSE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -       16,000
1997 VALUE -       16,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

CAM & INS REI BASE, REFERRED TO AS C&IB
AN INFORMATIONAL EXPENSE
+100.0% OF CAME+100.O% OF INSE

MANAGEMENT FEE      , REFERRED TO AS MGMT
CHARGED AGAINST NET OPERATING INCOME
  4.00% OF EFFECTIVE GROSS INCOME

GENERAL & ADMIN     , REFERRED TO AS G&AE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -        1,800
1997 VALUE -        1,800
THEREAFTER - GROWING AT GROWTH RATE EXPG

RESERVES            , REFERRED TO AS RESE
CHARGED AGAINST NET OPERATING INCOME

1996 VALUE -       17,000
1997 VALUE -       17,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

CAM & TAX RECOVERY, REFERRED TO AS CAM+
AN INFORMATIONAL EXPENSE
+100.0% OF CAME+100.0% OF TAXE

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE -         1.00
THEREAFTER - CONSTANT

MANAGEMENT FEE
--------------

NONE

COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD  #1  -  0.000%  OF TOTAL RENT

STANDARD METHOD  #2  -  0.000%  OF TOTAL RENT

STANDARD METHOD  #3  -  0.000%  OF TOTAL RENT

STANDARD METHOD  #4  -  0.000%  OF TOTAL RENT

STANDARD METHOD  #5  -  0.000%  OF TOTAL RENT


COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


ALTERATION CALCULATION
----------------------

NONE

ALTERATION PAYOUTS
------------------

STANDARD METHOD  #1  - CASHED OUT

STANDARD METHOD  #2  - CASHED OUT

STANDARD METHOD  #3  - CASHED OUT

STANDARD METHOD  #4  - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL
----------------------------

NONE

CAPITAL EXPENDITURES
--------------------

NONE

PRIMARY CLASSIFICATION CODES
----------------------------

NONE

SECONDARY CLASSIFICATION CODES
------------------------------

NONE

COST CENTERS
------------

   100  - CAM RECOVERY
   200  - RE TAX RECOVERY
   300  - INS RECOVERY

SALES VOLUME PROFILE
--------------------

              PERCENT OF      RELATIVE
MONTH        ANNUAL SALES      VOLUME
-----        ------------      ------
JAN             8.33%           1.00
FEB             8.33%           1.00
MAR             8.33%           1.00
APR             8.33%           1.00
MAY             8.33%           1.00
JUN             8.33%           1.00
JUL             8.33%           1.00
AUG             8.33%           1.00
SEP             8.33%           1.00
OCT             8.33%           1.00
NOV             8.33%           1.00
DEC             8.33%           1.00
              ------           -----
TOTALS        100.00%          12.00


GLOBAL RECOVERIES
-----------------

TRIPLE NET REIMB   ,  REFERRED TO AS NETR
ASSIGNED TO COST CENTER    100 - CAM RECOVERY
RECOVERY OF AMOUNTS OR RATES GROWlNG AT A RATE
YEAR 1 VALUE - MARKET RATE FRER
YEAR 2 VALUE - MARKET RATE FRER
YEAR 3 VALUE - MARKET RATE FRER
YEAR 4 VALUE - MARKET RATE FRER
YEAR 5 VALUE - MARKET RATE FRER

THEREAFTER    - GROWING AT GROWTH RATE EXPG
CAP           - MARKET RATE FRER

INSURANCE           , REFERRED TO AS INSR
ASSIGNED TO COST CENTER    100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM & TAX RECOVERY, REFERRED TO AS CAMS
ASSIGNED TO COST CENTER 100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAM+
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS
-----------------

NONE

TENANTS
-------

THERE ARE A TOTAL OF  14 LEASEHOLD TENANT(S):

--------------------------------------------------------------------------------

#  1 - SUITE 200       , FOOD LION
BASE LEASE DATES:        2/1991 TO  1/2011
TYPE OF  TENANT:         OFFICE
SQUARE FOOTAGE:          29,000
MARKET RATE: RNT3
GROWTH RATE: RNTG
NOT SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      6.25/SF/YR

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER   300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF     0.12/SF MULTIPLIED BY AREA MEASURE GRSF

COMMON AREA MAINT
ASSIGNED TO COST CENTER   100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF     0.20/SF MULTIPLIED BY AREA MEASURE GRSF

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

#  2 -  SUITE 180      , BIG LOT'S
BASE LEASE DATES:        10/1990 TO 10/2000
TYPE OF  TENANT:         OFFICE
SQUARE FOOTAGE:          30,000
MARKET RATE: RNT2
GROWTH RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      3.30/SF/YR

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF 0.28/SF MULTIPLIED BY AREA MEASURE GRSF

COMMON AREA MAINT
ASSIGNED TO COST CENTER    100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF  0.17/SF/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER   300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF     0.11/SF MULTIPLIED BY AREA MEASURE GRSF

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 1 DATES:        11/2000 TO 10/2005
SQUARE FOOTAGE:         30,000

MINIMUM RENT:
INITIAL RENT -      3.63/SF/YR

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF 0.20/SF/YEAR
AND A BASE OF 0.30/SF MULTIPLIED BY AREA MEASURE GRSF

COMMON AREA MAINT
ASSIGNED TO COST CENTER    100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF  0.25/SF/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER   300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR%+96

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

         LENGTH     VACANT      50 FT   MONTHS OF
TERM  YEARS.MONTHS  MONTHS    INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------  ------    --------  ---------  -----------  -----------
  1       5.00         4        NONE       NONE        YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE RNT2 MULTIPLIED BY  1.000
WITH /SF/YR STEPS OF

RENEWAL RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER ZOO - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF 0.20/SF/YEAR
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMON AREA MAINT
ASSIGNED TO COST CENTER    100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH A CAP OF 0.25/SF/YEAR
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER    300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP

AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS:   GROWTH RATE COMS
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

#  3 -  SUITE 7080     , BADCOCK FURNITURE
BASE LEASE DATES:        6/1995 TO  9/2000
TYPE OF  TENANT:         OFFICE
SQUARE FOOTAGE:          15,260
MARKET RATE: RNT2
GROWTH RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     3.00/SF/YR

RECOVERIES:  NONE

COMMISSIONS:    NONE

ALTERATIONS:    NONE


OPTION 1 DATES:         10/2000 TO  9/2005
SQUARE FOOTAGE:          15,260

MINIMUM RENT:
INITIAL RENT -     3.35/SF/YR

RECOVERIES:  NONE

COMMISSIONS:    NONE

ALTERATIONS:    NONE


OPTION 2 DATES:        10/2005 TO  9/2010
SQUARE FOOTAGE:         15,260

MINIMUM RENT:
INITIAL RENT -     3.60/SF/YR

RECOVERIES:  NONE

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:   NONE

--------------------------------------------------------------------------------

#  4 - SUITE 10A       , YMCA
BASE LEASE DATES:        11/1992 TO 10/1999
TYPE OF TENANT:          OFFICE
SQUARE  FOOTAGE:         10,287
MARKET  RATE: RNT2
GROWTH  RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      4.37/SF/YR
RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER    100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAML
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER    300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 1 DATES:         11/1999 TO 10/2004
SQUARE FOOTAGE:          10,287

MINIMUM RENT:
INITIAL RENT -      5.83/SF/YR

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER    100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAML
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER   300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 2 DATES:        11/2004 TO 10/2009
SQUARE FOOTAGE:         10,287

MINIMUM RENT:
INITIAL RENT -      6.80/SF/YR

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER   100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAML
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER   300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:  NONE

--------------------------------------------------------------------------------

#   5 - SUITE 30       , AUTO ZONE
BASE LEASE DATES:        12/1993 TO 10/2004
TYPE OF TENANT:          OFFICE
SQUARE  FOOTAGE:         8,350
MARKET  RATE: RNT2
GROWTH  RATE: RNTG
NOT SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      4.02/SF/YR

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER    100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER   200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 1 DATES:        10/2004 TO  9/2009
SQUARE FOOTAGE:          8,350

MINIMUM RENT:
INITIAL RENT -      5.03/SF/YR

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER    100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:  NONE

--------------------------------------------------------------------------------

# 6 -   SUITE 120      , CAROL'S VIDEO
BASE LEASE DATES:        8/1988 TO 10/2000
TYPE OF TENANT:          OFFICE
SQUARE FOOTAGE:          1,050
MARKET RATE: RNT1
GROWTH RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      8.00/SF/YR

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER    100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAML
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER   300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF

CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH      VACANT     SQ FT   MONTHS OF
TERM    YEARS.MONTHS  MONTHS  INCREASE   FREE RENT   COMMISSIONS  ALTERATIONS
----    ------------  ------  --------   ---------   -----------  -----------

  1         5.00        4       NONE        FRER         YES          YES
  2         5.00        4       NONE        FRER         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE RNT1 MULTIPLIED BY  1.000
WITH /SF/YR STEPS OF
  0.25  AFTER MONTH 12
  0.25  AFTER MONTH 24
  0.50  AFTER MONTH 36

RENEWAL RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER    100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAML
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER   300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:   GROWTH RATE COMS
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE TIAS
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

#  7 -  SUITE 12A        , OPTICAL DESIGN
BASE LEASE DATES:          8/1995 TO 10/2000
TYPE OF TENANT:            OFFICE
SQUARE FOOTAGE:            1,400
MARKET RATE: RNT1
GROWTH RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      6.00/SF/YR

RECOVERIES:

CAM & INS REC BASE
ASSIGNED TO COST CENTER    100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE C&IB
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAML
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH      VACANT     SQ FT    MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----   ------------   ------   --------   ---------  -----------  -----------
  1         5.00         4       NONE       FRER         YES          YES
  2         5.00         4       NONE       FRER         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE RNT1 MULTIPLIED BY  1.000
WITH /SF/YR STEPS OF
  0.25  AFTER MONTH 12
  0.25  AFTER MONTH 24
  0.50  AFTER MONTH 36

RENEWAL RECOVERIES:

CAM & INS REC BASE
ASSIGNED TO COST CENTER 100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE C&IB
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAML
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:   GROWTH RATE COMS
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE TIAS
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

#  8 - SUITE 130       , BOOKS & BYTES
BASE LEASE DATES:        5/1996 TO  8/2001
TYPE OF TENANT:          OFFICE
SQUARE FOOTAGE:          2,400
MARKET RATE: RNT1

GROWTH RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT  -     5.75/SF/YR
CHANGING TO   -     6.00/SF/YR ON  9/1997
CHANGING TO   -     6.25/SF/YR ON  9/1998
CHANGING TO   -     6.50/SF/YR ON  9/1999
CHANGING TO   -     6.75/SF/YR ON  9/2000

RECOVERIES:

CAM & INS REC BASE
ASSIGNED TO COST CENTER   100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE C&IB
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

          LENGTH      VACANT     SQ FT    MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----   ------------   ------   --------   ---------  -----------  -----------
  1        5.00          4       NONE       FRER         YES          YES
  2        5.00          4       NONE       FRER         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE RNT1 MULTIPLIED BY  1.000
WITH /SF/YR STEPS OF
  0.25  AFTER MONTH 12
  0.25  AFTER MONTH 24
  0.50  AFTER MONTH 36

RENEWAL RECOVERIES:

CAM & INS REC BASE
ASSIGNED TO COST CENTER   100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE C&IB
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:   GROWTH RATE COMS
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE TIAS
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

#  9 - SUITE 150      , GOLDEN TAN
BASE LEASE DATES:       8/1995 TO  3/2001
TYPE OF TENANT:         OFFICE
SQUARE  FOOTAGE:        4,520
MARKET  RATE: RNT4
GROWTH  RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     2.40/SF/YR
CHANGING TO  -     2.66/SF/YR ON  4/1997
CHANGING TO  -     3.50/SF/YR ON  4/1998

RECOVERIES:

CAM & INS REC BASE
ASSIGNED TO COST CENTER   100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE C&IB
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAML
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

           LENGTH      VACANT    SQ FT   MONTHS OF
TERM    YEARS.MONTHS   MONTHS  INCREASE  FREE RENT   COMMISSIONS  ALTERATIONS
----    ------------   ------  --------  ---------   -----------  -----------
  1         5.00         4       NONE       FRER         YES          YES
  2         5.00         4       NONE       FRER         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE RNT4 MULTIPLIED BY  1.000
WITH /SF/YR STEPS OF
  0.25 AFTER MONTH 12
  0.25 AFTER MONTH 24
  0.50 AFTER MONTH 36

RENEWAL RECOVERIES:

CAM & INS REC BASE
ASSIGNED TO COST CENTER 100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE C&IB
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAML
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER     200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE

PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:    GROWTH RATE COMS
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE TIAS
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 10 - SUITE 17B       , PAUL'S SALON
BASE LEASE DATES:        12/1994 TO 11/1999
TYPE OF TENANT:          OFFICE
SQUARE  FOOTAGE:         2,000
MARKET  RATE: RNTl
GROWTH  RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT  -    5.40/SF/YR
CHANGING TO   -    5.70/SF/YR ON  12/1996
CHANGING TO   -    6.00/SF/YR ON  12/1997
CHANGING TO   -    6.30/SF/YR ON  12/1998

RECOVERIES:  NONE

COMMISSIONS:   NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS:

           LENGTH     VACANT    SQ FT    MONTHS OF
TERM    YEARS.MONTHS  MONTHS   INCREASE  FREE RENT   COMMISSIONS  ALTERATIONS
----    ------------  ------   --------  ---------   -----------  -----------
  1         5.00         4       NONE       FRER         YES          YES
  2         5.00         4       NONE       FRER         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE RNT1 MULTIPLIED BY  1.000
WITH /SF/YR STEPS OF
  0.25 AFTER MONTH 12
  0.25 AFTER MONTH 24
  0.50 AFTER MONTH 36

RENEWAL RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER 100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER     300 - INS RECOVERY

PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:    GROWTH RATE COMS
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE TIAS
RENEWAL PAYOUT:          CASHED OUT

--------------------------------------------------------------------------------

# 11 -  SUITE 17C      , NAIL SALON
BASE LEASE DATES:        6/1995 TO  5/1997
TYPE OF TENANT:          OFFICE
SQUARE FOOTAGE:             600
MARKET RATE: RNT1
GROWTH RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     10.00/SF/YR

RECOVERIES:

CAM & INS REC BASE
ASSIGNED TO COST CENTER    100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE C&IB
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAML
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:   NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS:

          LENGTH      VACANT    SQ FT    MONTHS OF
TERM   YEARS.MONTHS   MONTHS   INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----   ------------   ------   --------  ---------  -----------  -----------
  1         5.00         4       NONE       FRER         YES          YES
  2         5.00         4       NONE       FRER         YES          YES
  3         5.00         4       NONE       FRER         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE RNT1 MULTIPLIED BY  1.000
WITH /SF/YR STEPS OF
  0.25 AFTER MONTH 12
  0.25 AFTER MONTH 24
  0.50 AFTER MONTH 36

RENEWAL RECOVERIES:

CAM & INS REC BASE
ASSIGNED TO COST CENTER    100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE C&IB

PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAML
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:    GROWTH RATE COMS
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE TIAS
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 12 - SUITE 100        , TRI SATE VACUUM
BASE LEASE DATES:         10/1990 TO  9/1998
TYPE OF TENANT:           OFFICE
SQUARE  FOOTAGE:          2,000
MARKET  RATE: RNT1
GROWTH RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     7.00/SF/YR

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER 100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAML
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 300 - INS RECOVERY PRO RATA SHARE RECOVERY OF EXPENSE INSE PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE WITH NO CAP AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:   NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS:

             LENGTH    VACANT      SQ FT    MONTHS OF
TERM     YEARS.MONTHS  MONTHS    INCREASE   FREE RENT   COMMISSIONS  ALTERATIONS
----     ------------  ------    --------   ---------   -----------  -----------
  1           5.00       4         NONE        FRER         YES          YES

  2         5.00         4       NONE       FRER         YES          YES
  3         5.00         4       NONE       FRER         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE RNT1 MULTIPLIED BY  1.000
WITH /SF/YR STEPS OF
  0.25 AFTER MONTH 12
  0.25 AFTER MONTH 24
  0.50 AFTER MONTH 36

RENEWAL RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER 100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAML
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:    GROWTH RATE COMS
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE TIAS
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 13 - SUITE 90        , THE MONEY TREE
BASE LEASE DATES:        3/1996 TO  3/2001
TYPE OF TENANT:          OFFICE
SQUARE FOOTAGE:          2,000
MARKET RATE: RNT1
GROWTH RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT  -     9.00/SF/YR
CHANGING TO   -     9.25/SF/YR ON        4/1997
CHANGING TO   -     9.50/SF/YR ON        4/1998
CHANGING TO   -     9.75/SF/YR ON        4/1999
CHANGING TO   -    10.00/SF/YR ON        4/2000

RECOVERIES:    NONE

COMMISSIONS:   NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS:

           LENGTH      VACANT    SQ FT   MONTHS OF
TERM    YEARS.MONTHS   MONTHS  INCREASE  FREE RENT   COMMISSIONS  ALTERATIONS
----    ------------   ------  --------  ---------   -----------  -----------
  1         5.00         4       NONE       FRER         YES          YES
  2         5.00         4       NONE       FRER         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE RNT1 MULTIPLIED BY  1.000
WITH /SF/YR STEPS OF
  0.25 AFTER MONTH 12
  0.25 AFTER MONTH 12
  0.50 AFTER MONTH 36

RENEWAL RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER 100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:    GROWTH RATE COMS
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE TIAS
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 14 - SUITE 20         , OLD FORT CLEANERS
BASE LEASE DATES:       11/1988 TO  7/1998
TYPE OF TENANT:          OFFICE
SQUARE  FOOTAGE:          2,000
MARKET  RATE: RNT1
GROWTH  RATE: RNTG
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      7.00/SF/YR

RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER 100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAML
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:   NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS:

           LENGTH      VACANT    SQ FT   MONTHS OF
TERM    YEARS.MONTHS   MONTHS  INCREASE  FREE RENT  COMMISSIONS  ALTERATIONS
----    ------------   ------  --------  ---------  -----------  -----------
  1         5.00         4       NONE       FRER         YES          YES
  2         5.00         4       NONE       FRER         YES          YES
  3         5.00         4       NONE       FRER         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE RNT1 MULTIPLIED BY  1.000
WITH /SF/YR STEPS OF
  0.25 AFTER MONTH 12
  0.25 AFTER MONTH 24
  0.50 AFTER MONTH 36

RENEWAL RECOVERIES:

COMMON AREA MAINT
ASSIGNED TO COST CENTER 100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE CAME
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAML
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 200 - RE TAX RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 300 - INS RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:    GROWTH RATE COMS
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE TIAS
RENEWAL PAYOUT:         CASHED OUT

                       CLOUD SPRINGS PLAZA SHOPPING CENTER
                                 TENANT REGISTER

                   TENANT              SQUARE FEET    BEGIN DATE     END DATE
-------------------------------------  -----------    ----------     --------
#  1  - SUITE  200   FOOD LION              29,000        2/1991       1/2011
#  2  - SUITE  180   BIG LOT'S              30,000       10/1990      10/2000
#  3  - SUITE 7080   BADCOCK FURNITURE      15,260        6/1995       9/2000
#  4  - SUITE   10A  YMCA                   10,287       11/1992      10/1999
#  5  - SUITE   30   AUTO ZONE               8,350       12/1993      10/2004
#  6  - SUITE  120   CAROL'S VIDEO           1,050        8/1988      10/2000
#  7  - SUITE   12A  OPTICAL DESIGN          1,400        8/1995      10/2000
#  8  - SUITE  130   BOOKS & BYTES           2,400        5/1996       8/2001
#  9  - SUITE  150   GOLDEN TAN              4,520        8/1995       3/2001
# 10  - SUITE  178   PAUL'S SALON            2,000       12/1994      11/1999
# 11  - SUITE   17B  NAIL SALON                600        6/1995       5/1997
# 12  - SUITE  100   TRI SATE VACUUM         2,000       10/1990       9/1998
# 13  - SUITE   90   THE MONEY TREE          2,000        3/1996       3/2001
# 14  - SUITE   20   OLD FORT CLEANERS       2,000       11/1988       7/1998
                                          -------
        14 TENANTS                         110,867
                                           =======

                       CLOUD SPRINGS PLAZA SHOPPING CENTER
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS

                  PRIMARY/                                    ANNUAL                                                         % OF
                 SECONDARY SQUARE LEASE LEASE OPTION MINIMUM MINIMUM OVERAGE CEILING BREAKPOINT                  PRO RATA RENT SUBJ
      TENANT       CODES    FEET  BEGIN  END   #/MOS RENT/SF   RENT      %    (000'S)  (000'S)     RECOVERIES    SHARE BASE TO CPI
---------------- --------- ------ ----- ----- ------ ------- -------- ------- ------- ---------- --------------- ---------- -------
#  1-SUITE 200       -     29,000  2/91  1/11    -     6.25  181,250      -      -        -     REAL ESTATE TAXES    ZERO
FOOD LION            -                                                                          INSURANCE          13,604
                                                                                                COMMON AREA MAINT  22,673

#  2-SUITE 180       -     30,000 10/90 10/00    -     3.30   99,000      -      -        -     REAL ESTATE TAXES  31,743
BIG LOT'S            -
                                                                                                COMMON AREA MAINT    ZERO
                                                                                                INSURANCE          12,470

                                                1- 60  3.63  108,900      -      -        -     REAL ESTATE TAXES  34,010
                                                                                                COMMON AREA MAINT    ZERO
                                                                                                INSURANCE            ZERO

#  3-SUITE 7080      -     15,260  6/95  9/00    -     3.00   45,780      -      -        -     NONE
BADCOCK FURNITURE    -
                                                1- 60  3.35   51,121      -      -        -     NONE
                                                2- 60  3.60   54,936      -      -        -     NONE

#  4-SUITE 1OA       -     10,287 11/92 10/99    -     4.37   44,954      -      -        -     COMMON AREA MAINT    ZERO
YMCA                 -                                                                          REAL ESTATE TAXES    ZERO
                                                                                                INSURANCE            ZERO

                                                1- 60  5.83   59,973      -      -        -     COMMON AREA MAINT    ZERO
                                                                                                REAL ESTATE TAXES    ZERO
                                                                                                INSURANCE            ZERO

                                                2- 60  6.80   69,952      -      -        -     COMMON AREA MAINT    ZERO
                                                                                                REAL ESTATE TAXES    ZERO
                                                                                                INSURANCE            ZERO

#  5-SUITE 30        -      8,350 12/93 10/04    -     4.02   33,567      -      -        -     COMMON AREA MAINT    ZERO
AUTO ZONE            -                                                                          REAL ESTATE TAXES    ZERO

                                                1- 60  5.03   42,001      -      -        -     COMMON AREA MAINT    ZERO
                                                                                                REAL ESTATE TAXES    ZERO
#  6-SUITE 120       -      1,050  8/88 10/00    -     8.00    8,400      -      -        -     COMMON AREA MAINT    ZERO

CAROL'S VIDEO        -                                                                          REAL ESTATE TAXES    ZERO
                                                                                                INSURANCE            ZERO

                                                                          PAGE 2

                  PRIMARY/                                       ANNUAL                   BREAK-                             % OF
                 SECONDARY SQUARE LEASE LEASE OPTION  MINIMUM   MINIMUM  OVERAGE CEILING  POINT                   PRO RATA RENT SUBJ
      TENANT       CODES    FEET  BEGIN  END   #/MOS  RENT/SF     RENT      %    (000'S) (000'S)   RECOVERIES    SHARE BASE TO CPI
---------------- --------- ------ ----- ----- ------ ---------  -------- ------- ------- ------- --------------- ---------- -------
#  7-SUITE 12A       -     1,400   8/95  10/00   -        6.00   8,400     -       -         -  CAM & INS REC BASE   ZERO
OPTICAL DESIGN       -                                                                          REAL ESTATE TAXES    ZERO

#  8-SUITE 130       -     2,400   5/96   8/01   -        5.75  13,800     -       -         -  CAM & INS REC BASE   ZERO
BOOKS & BYTES        -                              9/97  6.00  14,400                          REAL ESTATE TAXES    ZERO
                                                    9/98  6.25  15,000
                                                    9/99  6.50  15,600
                                                    9/00  6.75  16,200

#  9-SUITE 150       -     4,520   8/95   3/01   -        2.40  10,848     -       -         -  CAM & INS REC BASE   ZERO
GOLDEN TAN           -                              4/97  2.66  12,023                          REAL ESTATE TAXES    ZERO
                                                    4/98  3.50  15,820

# 10-SUITE 17B       -     2,000  12/94  11/99   -        5.40  10,800     -       -         -  NONE
PAUL'S SALON         -                             12/96  5.70  11,400
                                                   12/97  6.00  12,000
                                                   12/98  6.30  12,600

# 11-SUITE 17C       -       600   6/95   5/97   -       10.00   6,000     -       -         -  CAM & INS REC BASE   ZERO
NAIL SALON           -                                                                          REAL ESTATE TAXES    ZERO

# 12-SUITE 100       -     2,000  10/90   9/98   -        7.00  14,000     -       -         -  COMMON AREA MAINT    ZERO
TRI SATE VACUUM      -                                                                          REAL ESTATE TAXES    ZERO
                                                                                                INSURANCE            ZERO

# 13-SUITE 90        -     2,000   3/96   3/01   -        9.00  18,000     -       -         -  NONE
THE MONEY TREE       -                              4/97  9.25  18,500
                                                    4/98  9.50  19,000
                                                    4/99  9.75  19,500
                                                    4/00 10.00  20,000

# 14-SUITE 20        -     2,000  11/88   7/98   -        7.00  14,000     -       -         -  COMMON AREA MAINT    ZERO
OLD FORT CLEANERS    -                                                                          REAL ESTATE TAXES    ZERO
                                                                                                INSURANCE            ZERO
                         -------
                         110,867
                         =======

                       CLOUD SPRINGS PLAZA SHOPPING CENTER
                            AVERAGE OCCUPANCY REPORT
                                 FOR ALL TENANTS

                  1996     1997     1998     1999     2000     2001     2002     2003     2004     2005     2006
                  ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
JANUARY          106,467  110,867  110,867  108,867  108,867  108,417  110,867  110,267  108,867  110,867   80,867
FEBRUARY         106,467  110,867  110,867  110,867  108,867  108,417  110,867  110,867  106,867  110,867   80,867
MARCH            108,467  110,867  110,867  110,867  108,867  110,867  110,867  110,867  106,867  110,867  108,417
APRIL            108,467  110,867  110,867  110,867  110,867  104,347  110,867  110,867  108,867  108,867  108,417
MAY              110,867  110,867  110,867  110,867  110,867  104,347  110,867  108,867  108,867  108,417  108,417
JUNE             110,867  110,267  110,867  110,867  110,867  104,347  110,867  110,867  110,867  108,867  108,417
JULY             110,867  110,267  110,867  110,867  110,867  104,347  110,867  110,867  110,867  108,867  110,867
AUGUST           110,867  110,267  108,867  110,867  110,867  110,867  110,867  110,867  110,867  110,867  104,347
SEPTEMBER        110,867  110,267  108,867  110,867  110,867  108,467  110,867  110,867  110,867  110,867  104,347
OCTOBER          110,867  110,867  106,867  110,867  110,867  108,467  110,267  110,867  119,217  110,867  104,347
NOVEMBER         110,867  110,867  106,867  110,867  108,417  108,467  110,267  110,867  110,867   80,867  104,347
DECEMBER         110,867  110,867  108,867  108,867  108,417  108,467  110,267  108,867  110,867   80,867  110,867
                 -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
AVERAGE SF
  OCCUPIED-OCSF  109,734  110,667  109,700  110,534  109,959  107,485  110,717  110,650  110,396  105,200  102,877

TOTAL SF-GRSF    113,367  113,367  113,367  113,367  113,367  113,367  113,367  113,367  113,367  113,367  113,367
                 -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
OCCUPANCY %        96.80    97.62    96.77    97.50    96.99    94.81    97.66    97.60    97.38    92.80    90.75
                 =======  =======  =======  =======  =======  =======  =======  =======  =======  =======  =======

                         2007        2008
                         ----        ----
JANUARY                 108,467    110,867
FEBRUARY                108,467    110,267
MARCH                   108,467    110,267
APRIL                   108,467    110,267
MAY                     110,867    110,267
JUNE                    110,867    110,867
JULY                    110,867    110,867
AUGUST                  110,867    110,867
SEPTEMBER               110,867    110,867
OCTOBER                 110,867    110,867
NOVEMBER                110,867    110,867
DECEMBER                110,867    110,867
                        -------    -------
AVERAGE SF
 OCCUPIED-OCSF          110,067    110,667

TOTAL SF-GRSF           113,367    113,367
                        -------    -------
OCCUPANCY %               97.09      97.62
                        =======    =======

================================================================================
                                              ADDENDUM I LETTER OF AUTHORIZATION
--------------------------------------------------------------------------------


                                   Addendum I

                            LETTER OF AUTHORIZATION

--------------------------------------------------------------------------------

                          [LETTERHEAD OF CB COMMERCIAL]

May 8, 1996

Mr. Josh Kane
Chief Financial Officer
MARK CENTERS TRUST
660 Third Avenue
Kingston, PA 18704

Re:    17 Shopping Centers
       Nationwide

Dear Mr. Kane:

At your request, we are pleased to submit the following proposal to appraise the above referenced properties. The purpose of this assignment is to estimate the market value of the leased fee interest. We understand the appraisal reports are to be used for mortgage underwriting purposes. We also understand that the reports will be used by Mark Centers Trust and Morgan Stanley. The properties are briefly described on attachment "A".

Our complete valuation will be presented in a self contained (narrative) format and will contain a complete description of the property along with pertinent exhibits and photographs together with supporting factual data and analysis necessary to convey our opinion of value. We will value the property based upon the cost, income and market approaches to value, where applicable, correlating our findings into a final value conclusion.

The report will be prepared in conformity with and will be subject to the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Each report will also conform to the Uniform Standards of Professional Appraisal Practice ("USPAP") and the Financial Institutions Reform, Recovery and Enforcement Act of 1989B ("FIRREA") and the Morgan Stanley Capital Appraisal Standards described in Attachment "B".

We assume that there are no major or significant items of deferred maintenance beyond normal wear and tear for properties of their age as of the date of the appraisal which would require the expertise of a professional contractor to estimate the cost of such repairs. If such repairs need to be considered in this appraisal, such estimates are to be provided by a qualified firm hired by you and at no cost to us.

The total fee for the assignment is $68,000 ($4,000 per property) including all travel and related expenses which is due and payable upon delivery of the reports. If we are asked to cancel the assignment within two weeks of our engagement an upset fee equal to 50% will be due and payable. If cancellation occurs between two and three weeks, the upset fee will be equal to 75% and any time after three weeks the full fee will be due and payable.

We will furnish you with three copies of our final report within four to five weeks of our authorization. Authorization occurs upon our receipt of an executed copy of this proposal and our delivery date is contingent upon the timely receipt of all necessary property information, financial statements and detailed lease information. If all requested data and information is not available as of the authorized date, we reserve the right to extend the delivery date by the amount of time it takes to receive the requested information.

May 8, 1996
Mr. Kane
Page 2


In order to complete this assignment in a timely manner, we will require the following specific information, if available:

      o     Copy of Ground Lease, if Leasehold
      o     Legal descriptions.
      o     Current rent roll.
      o     Copy of Leases or abstracts
      o     Expense reimbursements on a tenant by tenant basis
      o     Building area calculations and surveys.
      o     Operating statements for the past three full years.
      o     Current year expenses to date.
      o     A copy of the current budget.
      o Copies of any toxic engineering reports dealing with underground tanks, PCB's, asbestos or chemical spills, if available.
      o     A copy of the next fiscal year's budget, if available.
      o A list of major repairs which have recently been made, or are scheduled to be made in the next 18 months.
      o Name and phone number(s) of on-site superintendent(s), or local management firm or trustee for physical inspection.
      o Notice of any pending changes to the rent roll or pertinent information regarding the current status of the tenants.

If we are requested to give court testimony an additional fee will be charged on an hourly basis at $300 per hour for designated MAI-appraisers and $175 for non-designated appraisers. Said hourly billings pertain to court preparation, waiting and travel time, document review and preparation (excludes narrative appraisal report) and all meetings related to court testimony.

The client may provide only complete, final copies of the appraisal report to third parties who shall rely on such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Commercial, or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

In addition to the fee for this assignment, you agree to compensate us at a rate to be mutually agreed to, for any time expended by us should we be required (by subpoena or otherwise) or requested by you, your representatives or other entity to become involved in any litigation or

May 8, 1996
Mr. Kane
Page 3


legal proceeding in any way involving this engagement to which we are not a party, the appraisal work we produce or the property which is the subject of this assignment. You also agree to pay, on demand, all reasonable expenses which we incur in connection with any litigation or proceedings including the fees of our attorneys.

You acknowledge that we are being retained hereunder as an independent contractor to perform the services described herein and nothing in this agreement shall be deemed to create any other relationship between us. This assignment will be deemed concluded and the services hereunder completed upon delivery to you of the appraisal report discussed herein.

If these terms are acceptable, please authorize us to proceed by having an officer of the corporation, managing general partner, principal, owner, or a contractually responsible party sign the enclosed copy of this proposal with "Terms and Conditions" and return it to us for our permanent file. Upon receipt of your authorization, we will schedule the necessary personnel to complete the project in a timely manner.

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please do not hesitate to give me a call.

Sincerely,


CB COMMERCIAL REAL ESTATE GROUP, INC.
Appraisal

/s/ Michael R. Pecorino

Michael R. Pecorino, MAI

MRP:jf

cc:    Douglas W. Haney

Enclosure

                                AGREED & ACCEPTED


--------------------------------------    --------------------------------------
Signature                                 Title


--------------------------------------    --------------------------------------
Name (type or print)                      Date

Office #: _____________________________   Fax #: _______________________________

================================================================================
                                                       ADDENDUM J QUALIFICATIONS
--------------------------------------------------------------------------------

                                   Addendum J

                                 QUALIFICATIONS


--------------------------------------------------------------------------------

================================================================================
                                                       ADDENDUM J QUALIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                                W. SCOTT BRADFORD
                           Senior Real Estate Analyst

                CB Commercial Real Estate Group, Inc. - Appraisal
                         100 Galleria Parkway, Suite 550
                             Atlanta, Georgia 30339
                                  (770) 951-7843


                                   EDUCATIONAL

B.S. in Management, Guilford College, Greensboro Georgia
M.S. in Real Estate,
Georgia State University, Atlanta, Georgia

Appraisal Institute:
          Courses lA-1, 1A-2, lB-A, lB-B, 2-1, and 2-3

                                  CERTIFICATION

Certified Real Estate Appraiser: State of Georgia - Certificate Number 00 1784

                                  PROFESSIONAL

                               Appraisal Institute

Candidate - Appraisal Institute

                              EMPLOYMENT EXPERIENCE

1989-1993        John Booth & Associates                   Atlanta, Georgia
1993-Present     CB Commercial Real Estate Group, Inc.     Atlanta, Georgia
                 Appraisal
                 Southeast Region,
                 Senior Real Estate Analyst
                 Appraiser

--------------------------------------------------------------------------------

================================================================================
                                                       ADDENDUM J QUALIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                             RONALD A. NEYHART, MAI
                              First Vice President
                                Regional Manager


               CB Commercial Real Estate Group, Inc., - Appraisal
                         100 Galleria Parkway, Suite 550
                             Atlanta, Georgia 30339
                                 (770) 951-7874


                                   EDUCATIONAL

B.S. Finance and Management - Florida State University

Appraisal Institute
          Course lA-1, 1A-2, lB-A, lB-B, 2-1, 2-2, SPP

                           LICENSE(S)/CERTIFICATION(S)

Registered Real Estate Salesman - State of Florida
State of Georgia Real Estate Appraisal Board - Certified Real Estate Appraiser -
 C000490

                                  PROFESSIONAL

                               Appraisal Institute

Member, (MAI) Appraisal Institute, Certification No.8484

                               Other Affiliations

Realtor - Associate of the Atlanta Board of Realtors, Inc.

                              EMPLOYMENT EXPERIENCE


1979-1982      American Appraisal Associates, Staff Appraiser        Atlanta, Georgia
1982-1983      Cigna Securities, Account Executive                   Atlanta, Georgia
1983-1984      Johnson, Lane, Space, Smith & Co., Account Executive  Atlanta, Georgia
1984-Present   First Vice President, Regional Manager                Atlanta, Georgia
               CB Commercial Real Estate Group, Inc.
               Appraisal
               Southeast Region

--------------------------------------------------------------------------------

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                               COMPLETE APPRAISAL
                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                          MIDWAY PLAZA SHOPPING CENTER
                    NWC of Pepperell Parkway and Midway Drive
                          Opelika, Lee County, Alabama
                              CB File No. 96-134-2


                                   [LOGO] CB
                                   COMMERCIAL


                          Delivering Solutions Through
                           Local Knowledge Worldwide

                               COMPLETE APPRAISAL
                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                          MIDWAY PLAZA SHOPPING CENTER
                    NWC of Pepperell Parkway and Midway Drive
                          Opelika, Lee County, Alabama
                              CB File No. 96-134-2

                                  DATE OF VALUE

                                  July 1, 1996

                                  PREPARED FOR

                                 Morgan Stanley
                               Morgan Capital Inc.
                                  1585 Broadway
                            New York, New York 10036

                                   PREPARED BY

                                W. Scott Bradford
                           Senior Real Estate Analyst
                                       and
                             Ronald A. Neyhart, MAI
                                Regional Manager

                      CB COMMERCIAL REAL ESTATE GROUP, INC.
                               APPRAISAL SERVICES
                         100 Galleria Parkway, Suite 550
                             Atlanta, Georgia 30339

                         [Letterhead of CB COMMERCIAL]

July 11, 1996

Morgan Stanley
Morgan Capital Inc.
1585 Broadway
New York, New York  10036

RE:      Appraisal of
         MIDWAY PLAZA SHOPPING CENTER
         NWC of Pepperell Parkway and Midway Drive
         Opelika, Lee County, Alabama
         CB File No.  96-134-2

Dear Morgan Stanley:

At your request and authorization, CB Commercial Real Estate Group, Inc. has prepared a Complete Appraisal presented in a self-contained appraisal report of the Market Value "as is" of the leased fee interest in the above-referenced real property based on market conditions existing as of July 1, 1996.

The subject property consists of approximately 201,976 gross leaseable square feet of retail shopping center space constructed in 1966 and renovated in 1986 as Midway Plaza Shopping Center on approximately 21.725 acres of land in Opelika, Alabama. The property is more fully described, legally and physically, within the enclosed report.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

Based on research and analysis contained in this report, it is estimated that the Market Value "as is" of the leased fee interest in the subject property, as of July 1, 1996, is:

                  THREE MILLION THREE HUNDRED THOUSAND DOLLARS
                                  ($3,300,000)

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, and The Financial Institution Reform, Recovery, and Enforcement Act of 1989 (FIRREA).

July 11, 1996
Page 2

It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CB Commercial Real Estate Group, Inc. can be of further service, please do not hesitate to contact us.

Respectfully Submitted,

CB COMMERCIAL REAL ESTATE GROUP, INC.
APPRAISAL SERVICES

by:

/s/ W. Scott Bradford                   /s/ Ronald A. Neyhart
-------------------------------------   --------------------------------------
W. Scott Bradford                       Ronald A. Neyhart, MAI
Senior Real Estate Analyst              First Vice President, Regional Manager
Georgia Certification No. CG001784      Georgia Certification No. CG000490
Alabama Temporary Permit Applied For

================================================================================
                                                 CERTIFICATION OF THE APPRAISERS
--------------------------------------------------------------------------------

                         CERTIFICATION OF THE APPRAISERS

We certify that to the best of our knowledge and belief:

      1. The statements of fact contained in this report are true and correct.

      2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

      3. We have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

      4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, such as the approval of a loan.

      5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. In addition, this report conforms to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act (FIRREA).

      6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

      7. The undersigned MAI has completed the requirements of the continuing education program of the Appraisal Institute.

      8. W. Scott Bradford has made a personal inspection of the property that is a subject of this report. Ronald A. Neyhart, MAI has not made a personal inspection of the appraised property.

      9. No one provided professional assistance to the persons signing this report.

      10. The undersigned appraisers have extensive experience in the appraisal/review of similar property types.

      11. W. Scott Bradford is currently certified in the state where the subject is located.


/s/ W. Scott Bradford                     /s/ Ronald A. Neyhart
--------------------------------          ----------------------------------
W. Scott Bradford                         Ronald A. Neyhart, MAI
Senior Real Estate Analyst                First Vice President, Regional Manager
Georgia State Certification No. CG001784  Georgia State Certification
Alabama Temporary Permit Applied For      No. CG000490

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================================================================================
                                                             SUBJECT PHOTOGRAPHS
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                               SUBJECT PHOTOGRAPHS


                               [GRAPHIC OMITTED]

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                      EXTERIOR VIEW OF THE SUBJECT PROPERTY
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                               [GRAPHIC OMITTED]

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                      EXTERIOR VIEW OF THE SUBJECT PROPERTY
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================================================================================
                                                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

                            SUMMARY OF SALIENT FACTS

Property Name:               Midway Plaza Shopping Center

Location:                    NWC of Pepperell Parkway and Midway Drive
                             Opelika, Lee County, Alabama

Assessor's Parcel Number:    43-9-5-15-3-0-22

Property Description:        The subject property consists of a 201,976 gross
                             leasable square foot neighborhood shopping center.

Highest and Best Use

As Though Vacant:            Commercial development.

As Improved:                 Continued use as a neighborhood shopping center.

Property Rights Appraised:   Leased fee Interest

Date of Value:               July 1, 1996

Land Area                    21.725 Acres

Improvements

Building Area (GLA):         201,976 Square Feet

Year Built:                  1966 and renovated in 1986

Condition:                   Fair

Anchor Tenants:              Ben Franklin Crafts        30,000 SF
                             Carmike Cinemas            25,238 SF

Estimated Marketing Time:    12 months

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================================================================================
                                                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

Financial Indicators

Current Occupancy:                      60.9%

Stabilized Occupancy:                   60%

Estimated Stabilized Expenses:          $158,945, or $0.79 per square foot

Going-In Overall
Capitalization Rate Selected:           11.0%

Terminal Overall Capitalization Rate:   11.0%

Discount Rate:                          12.0%

Valuation

Land Value:                             N/A

Cost Approach:                          N/A

Sales Comparison Approach:              $3,275,000

Income Capitalization Approach:         $3,300,000

Final Value

Conclusion:                             $3,300,000

Per Square Foot:                        $16.34

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================================================================================
                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

CERTIFICATION OF THE APPRAISERS.............................................i

SUBJECT PHOTOGRAPHS........................................................ii

SUMMARY OF SALIENT FACTS..................................................iii

TABLE OF CONTENTS...........................................................v

INTRODUCTION................................................................1

AREA ANALYSIS...............................................................7

MARKET ANALYSIS............................................................15

SITE ANALYSIS..............................................................19

IMPROVEMENT ANALYSIS.......................................................22

ZONING.....................................................................27

TAX AND ASSESSMENT DATA....................................................28

HIGHEST AND BEST USE.......................................................29

APPRAISAL METHODOLOGY......................................................32

SALES COMPARISON APPROACH..................................................34

INCOME CAPITALIZATION APPROACH.............................................39

RECONCILIATION OF VALUE....................................................64

ASSUMPTIONS AND LIMITING CONDITIONS........................................66

ADDENDA
     A    Glossary Of Terms
     B    Additional Subject Photographs
     C    Legal Description
     D    Rent Roll
     E    Historical Operating Statements
     F    Comparable Improved Sales
     G    Rent Comparables
     H    Pro-Ject Reports
     I    Qualifications

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                                  INTRODUCTION



                                  INTRODUCTION

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

                                  INTRODUCTION

PROPERTY IDENTIFICATION

The subject is located at the northwest corner of Pepperell Parkway and Midway Drive, in Opelika, Alabama. The county assessor's tax identification number is 43-9-5-15-3-0-22. A legal description is presented in the Addenda.

OWNERSHIP AND PROPERTY HISTORY

The subject is currently owned by Mark Centers Limited Partnership according to a review of Lee County property records. The subject property was transferred to Mark Centers Limited Partnership from Marvin L. Slomowitz. on May 26, 1993, but this is not an arms length sale. There is no known current listing, option, or agreement of sale of the subject.

DATES OF INSPECTION AND VALUATION

The effective date of valuation is July 1, 1996. The site was inspected by W. Scott Bradford on July 1, 1996.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the market value "as is" of the leased fee estate in the subject property, as of the date of inspection, July 1, 1996. Market value is defined as follows:

      Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

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================================================================================
                                                                    INTRODUCTION
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      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. (1)

TERMS AND DEFINITIONS

Please refer to the Addenda for a Glossary of the Terms and Definitions that are, and may be used in this appraisal.

INTENDED USE OF REPORT

This appraisal is for mortgage underwriting purposes.

PROPERTY RIGHTS APPRAISED

The value estimated represents the leased fee estate.

APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The following steps were completed by CB Commercial for this assignment:

      1.    Analyzed regional, city, neighborhood, site, and improvement data.

      2.    Inspected the subject and the neighborhood.

      3. Reviewed data regarding taxes, zoning, utilities, easements, and city services.

      4. Considered comparable improved sales, comparable improved building rental information, and comparable site sales. Confirmed data with principals, managers, or real estate agents representing principals, unless otherwise noted.

      5. Analyzed the data to arrive at conclusions via each approach to value used in this report.

      6. Reconciled the results of each approach to value employed into a probable range of market data and finally an estimate of value for the subject, as defined herein.

      7. Estimated a reasonable exposure time associated with the value estimate.

----------
(1) The definition of market value is taken from: The Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, ss.34.42(f), August 24, 1990. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.


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================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

The subject site and improvement descriptions are based on a personal inspection of the property and a review of the relevant plat maps and site plan. The inspection is not a substitute for thorough engineering studies.

To develop the opinion of value, CB Commercial performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice. This means that no departures from Standard 1 were invoked.

This is a complete appraisal, in the form of a Self-Contained Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Standards of Professional Appraisal Practice. The definitions of Complete Appraisal and Self-Contained Report are found in the Glossary of Terms and Definitions. In a complete appraisal, CB Commercial uses all known applicable approaches to value. The value conclusion reflects all known information about the subject property, market conditions, and available data.

The Self-Contained Report incorporates to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. It also includes thorough descriptions of the subject property and the market for the subject property type.

All data considered significant that was requested for this assignment was received by CB Commercial Real Estate Group, Inc. Appraisal Services.

SPECIAL APPRAISAL INSTRUCTIONS

There were no special appraisal instructions.

MARKETING PERIOD

The marketing period section is divided into reasonable exposure time and reasonable marketing time. Exposure time differs from marketing time. Marketing time is the period required to sell a real property interest at market value during the period immediately after the effective date of the appraisal. Exposure time is always presumed to precede the effective date of the appraisal.

Exposure time is not intended to be a prediction of a date of sale or a one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

      o     statistical information about days on the market
      o     information gathered through sales verification
      o     interviews of market participants.


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================================================================================
                                                                    INTRODUCTION
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The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions.

Reasonable Exposure Time

Exposure time is always presumed to precede the effective date of the appraisal. It is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but adequate, sufficient, and reasonable marketing effort. Exposure time and appraisal conclusion of value are therefore interrelated.

Exposure time is often expressed as a range and is based on direct and indirect market data gathered during the market analysis, sales verifications, interviews with market participants, and other appropriate sources. The amount of time which a property will require to be marketed varies greatly depending on a number of factors including market conditions, listing price, terms of sale offered, and competitive listing inventory.

In addition to considering each of the factors noted above, CB Commercial considered:

      o exposure periods of comparable sales revealed during the course of this appraisal,
      o     the most recent CB Commercial National Investor Survey, and
      o the opinions of local knowledgeable real estate brokers and investors.

Market Conditions

Throughout the Southeast, market conditions for most property types have improved significantly during the past one to two years. In fact, the value of most investment grade property types has increased due to a number of factors. During the early 1990's, the lack of demand for investment properties and the inability of owners to make mortgage payments resulted in numerous foreclosures, or properties deeded back in lieu of foreclosure. Increased listing inventory had a substantial downward influence on property values and the exposure time necessary to generate sales. However, in the last few years, due to the competitive pricing in the market and improving national economic conditions, the number of transactions and active investors increased. These market conditions describe the current market and illustrate how exposure time is correlated with listing inventory, competitive pricing structures, and marketing efforts.


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================================================================================
                                                                    INTRODUCTION
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CB Commercial National Investor Survey

In the most recent issue of the CB Commercial National Investor Survey, published in the First Quarter 1996, CB Commercial surveyed a wide range of investors for property type preferences and specific marketing times. Respondents showed a clear preference for suburban offices, apartments, warehouse/distribution facilities, community shopping centers, neighborhood shopping centers, power centers, and business parks. The surveyed investors ranked neighborhood shopping centers fifth out of 13 property types in terms of preference, as opposed to fourth in the prior survey (Third Quarter 1995). Investors indicated that exposure requirements for investment property generally increased from the previous survey, now about 6.7 months for the subject property type.

Real Estate Broker Surveys

As a third information source, appraisers solicited the opinions of real estate brokers knowledgeable in the subject market and property type. While the majority of individuals surveyed were reluctant to predict an exact exposure time length, generally they estimated an approximate range between 9 and 12 months. All assumed that property would be appropriately priced and marketed. When asked about the subject property specifically, the consensus of opinion was that the subject would receive average recognition in the marketplace under a reasonable plan for pricing and promotion.

Exposure Time Conclusion

In conclusion, based on the foregoing analysis, an exposure time of 12 months is reasonable, defensible, and appropriate. Like the brokers surveyed, CB Commercial assumes that the subject property would have been competitively priced and aggressively promoted regionally.

Reasonable Marketing Time

Reasonable marketing time is the period a prospective investor would forecast to sell the subject property immediately after the date of value, at the value estimated. Anticipated marketing time is essentially a measure of the perceived level of risk associated with the marketability, or liquidity, of the subject as an investment grade property. The sources for this information include those used in estimating the reasonable exposure time, but also an analysis of the anticipated changes in market conditions following the date of appraisal. In other words, the reasonable marketing time is the number of months it will require to sell the subject property from the date of value, into the future.

The reader must understand, however, that the future price for the subject property (at the end of the marketing time) may or may not equal the appraisal estimate. The future price depends


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================================================================================
                                                                    INTRODUCTION
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on unpredictable changes in the physical real estate, demographic and economic trends, real estate markets in general, supply/demand characteristics for the property type, and many other factors.

Based on the premise that present market conditions are the best indicators of future performance, a prudent investor will forecast that, under the conditions described above, the subject property will require a marketing time of approximately 12 months.


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                                  ------------
                                  Regional Map
                                  ------------


                               [GRAPHIC OMITTED]

================================================================================
                                                                   AREA ANALYSIS
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                                  AREA ANALYSIS

The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property.

REGIONAL INFLUENCES

Location

The subject is located within the city limits of Opelika, Lee County, Alabama. Opelika is located in the extreme eastern portion of the state, just west of Columbus, Georgia. A regional map indicating the location of the subject is presented on the facing page.

Population

Lee County represents approximately 2% of Alabama's population. The population of Lee County was estimated by Strategic Mapping, Inc. to be 92,815 persons as of 1995. This indicates an increase of 5,669 persons, or 6.5% from the April 1, 1990 federal census. The county's population is expected to reach approximately 97,662 by the year 2000.

Demographic statistics for Lee County are summarized in the following table.


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================================================================================
                                                                   AREA ANALYSIS
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=============================================================================
                         SELECTED AREA DEMOGRAPHICS
                                 LEE COUNTY
=============================================================================

 Population
        1995 Estimate                                       92,815
        1990 Census                                         87,146
        1990-1995 % Change                                    6.5%
 Households
        1995 Estimate                                       35,545
        1990 Census                                         33,097
        1990-1995 % Change                                    7.4%
 1995 Median Household Income                              $25,412
 1995 Average Household Income                             $36,336
 1990 Average Home Value                                   $73,648
 1990 % College Graduates                                    30.5%
=============================================================================
Source:  Strategic Mapping, Inc.
Compiled by:  CB Commercial Real Estate Group, Inc.
=============================================================================

As indicated, the base of population and households in Lee County is moderate, as has been the growth rate over the last five years. All other demographic statistics suggest moderate income levels and home prices. The rate of growth over the next five years is projected to be consistent with the recent trend.

Employment

Based on the Alabama Department of Labor, the May 1996 civilian labor force for Lee County was 46,600. The following table compares the unemployment rate for the area to that of the state and national averages.

================================================================================
                                UNEMPLOYMENT RATE
                                 ANNUAL AVERAGE
                      COMPARISON BY COUNTY, STATE, AND U.S.
================================================================================
            Year             County         State          U.S.
================================================================================
            1995               4.5%          6.3%          5.6%
            1994               4.1%          6.0%          6.1%
            1993               6.2%          7.6%          6.8%
================================================================================
Source:  U.S. Department of Labor Statistics.
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================


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================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

The Alabama Department of Labor reports a preliminary unemployment rate for Lee County as of May 1996 of 3.1% based on a labor force of 46,600 persons.

The major employers in the Lee County area are as follows:

================================================================================
                              MAJOR AREA EMPLOYERS
================================================================================
                                            Type of           No. Of Employees
Company                                    Business
================================================================================
Auburn University                    Four Year University       7,500 - 8,000
East Alabama Medical Center                 Medical             1,800 - 2,000
Uniroyal Goodrich Tire                 Automobile Tires         1,600 - 1,700
West Point Stevens, Inc.              Fabrics & Bedsheets       1,150 - 1,400
Roadmaster Corporation            Bicycles/Fitness Equipment      800 - 1,000
Quantegy, Inc.                     Magnetic Recording Media         800 - 900
Leshner Mills                        Kitchen & Bath Towels          400 - 500
Flowers Baking Co.                   Bread & Dinner Rolls           200 - 300
Southern Union Comm. College           Two Year College             185 - 200
Power Guard                          Cable Security Boxes           175 - 200
Opelika Foundary Co., Inc.        Metal Castings/Meter Boxes        100 - 150
Opelika Metalfab, Inc.                 Metal Fabrication            100 - 150
================================================================================
Source:  Lee County Chamber of Commerce.
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================


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                                                                   AREA ANALYSIS
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Growth and Trends

Jobs in Lee County can be segmented as follows by industry sector:

================================================================================
                       EMPLOYMENT BY INDUSTRY SECTOR
================================================================================
                                                              % of Total
Industry Sector                                               Employment
================================================================================
      Construction                                                    5%
      Agriculture                                                     2%
      Manufacturing                                                  23%
                                                                     ---
Total Goods Producing                                                30%
      Transportation, Communication & Utilities                       4%
      Wholesale Trade                                                 2%
      Retail Trade                                                   17%
      Finance, Insurance & Real Estate                                4%
      Services                                                       39%
      Government                                                      4%
                                                                     ---
Total Service Producing                                              70%
================================================================================
Source: Strategic Mapping, Inc.
================================================================================

As indicated, services, manufacturing, and retail make up the primary segments of the area economy, combining for 79% of total jobs. Within the services sector, education accounts for 20% of all jobs in the county. The previous table of major employers shows that Auburn University is the largest employer in Lee County and also accounts for most of the education service sector jobs. Retail jobs are spread throughout a number of employers, with JC Penny's, Sears, Walmart, Lowe's and a few grocery store chains considered to be the largest retail employers.

Additional evidence of the Lee County's economic growth is an analysis of annual retail sales as shown in the following table:


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================================================================================
                                                                   AREA ANALYSIS
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==================================================================
                           LEE COUNTY
                     HISTORICAL RETAIL SALES
==================================================================
                                                      Annual
      Year                Retail Sales             Growth Rate
==================================================================
      1986                $395,325,000                 N/A
      1987                $422,830,000                 7.0%
      1988                $454,097,000                 7.4%
      1989                $581,274,000                28.0%
      1990                $593,878,000                 2.2%
      1991                $589,092,000                (0.8%)
      1992                $629,379,000                 6.8%
      1993                $684,434,000                 8.7%
  1998 (Proj)             $985,317,000                 7.6%
==================================================================
Source:  The Survey of Buying Power
==================================================================

This would suggest an annual average growth in retail sales of 7.1% from 1986 through 1993, with a 7.6% average growth rate projected from 1993 through 1998.

Transportation

Lee County is known as the hub of East Alabama because it four major transportation routes pass through the county. Interstate 85 extends from Mobile, Alabama on the Gulf Coast in a northeasterly direction to Richmond, Virginia. Also, U.S. Highways 29, 280, and 431 form the primary transportation network throughout the county, as well as being transportation routes through the region.

The closest commercial airport serving the area is the Columbus Metropolitan Airport, located 30 miles to the east. In addition, Hartsfield International Airport in Atlanta, Georgia is located 110 miles to the northeast.
The area also has rail service, but no municipal bus service.

Conclusion and Relevance to the Subject Property

The subject property is located within the western portion of Lee County identified as Opelika. However, it is generally considered to be in a location between Opelika and Auburn the two largest cities in Lee County. Because, it is located along Highway 29, it enjoys excellent access within Opelika and Auburn, as well as throughout the surrounding Lee County area. Population and employment levels are moderate, as is the rate of growth. The unemployment rate is below state and national averages. Primary employment sectors include services, manufacturing, and retail, with the education sector of service jobs accounting for the largest percentage because of Auburn University. Income and housing costs are also moderate, suggesting an affordable cost of living. All of these variables are considered to positively affect the subject property, which is dependent on the local economy and a stable work force.


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                                ----------------
                                Neighborhood Map
                                ----------------


                               [GRAPHIC OMITTED]

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                                                                   AREA ANALYSIS
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NEIGHBORHOOD INFLUENCES

Location

The subject is located at the northwest corner of Pepperell Parkway and Midway Drive, just inside of the western city limits of Opelika. A neighborhood map is shown on the facing page.

Boundaries

The subject neighborhood is generally comprised of the Opelika/Auburn area. The area generally parallels Interstate 85 and Highway 29 from Shug Jordan Parkway on the west side of Auburn to Highway 431 on the east side of Opelika.

Land Use

The primary commercial development in the Opelika/Auburn area is located along U.S. Highway 29 between University Drive and Highway 280. This corridor, which is located between the residential populations of Auburn and Opelika, is also known as Pepperell Parkway at this point. The subject neighborhood currently has six shopping centers, including the subject property, which comprise approximately 1,350,000 square feet of space. In addition, the concentration of shopping centers has led to related uses such as retail stores and fast food restaurants, and other services such as branch banking.

The surrounding area is primarily residential and rural in nature. Also, two country clubs and the Auburn-Opelika Airport (no commercial flights) are located in the subject neighborhood.

Access

Primary access to the neighborhood is provided by Pepperell Parkway (Highway
29), as well as Interstate 85, which bisects Lee County. Average daily traffic counts along Pepperell Parkway as of 1994 were 28,100 vehicles just west of the subject property and 27,800 vehicles just east of the subject. There are several collector corridors serving the neighborhood as well, including University Drive, Highway 280, State Route 16. Overall access to the neighborhood is considered good.

It should also be noted that access to the neighborhood is expected to improve as a current widening and relocation project for Highway 280 as it crosses Highway 29 just east of the subject is underway. This is part of an on-going Alabama project to widen Highway 280 from Birmingham to Columbus and improve access in the region. It is also expected to benefit the Opelika/Auburn area in general and the subject neighborhood in particular.


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                                                                   AREA ANALYSIS
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Demographics

Selected Neighborhood demographics for the subject's neighborhood is shown below.

=============================================================================
                     SELECTED NEIGHBORHOOD DEMOGRAPHICS
                             THREE-MILE RADIUS
=============================================================================
 Population
        2000 Projection                                            25,140
        1995 Estimate                                              23,220
        1990 Census                                                21,079
        1980 Census                                                18,738
        1990-1995 % Change                                          10.2%
 Households
        2000 Projection                                            10,246
        1995 Estimate                                               9,424
        1990 Census                                                 8,521
        1980 Census                                                 7,508
        1990-1995 % Change                                          10.6%
 1995 Median Household Income                                     $25,034
 1995 Average Household Income                                    $35,027
 1990 Average Home Value                                          $72,790
=============================================================================
Source:  Strategic Mapping, Inc.
Compiled by:  CB Commercial Real Estate Group, Inc.
=============================================================================

This information suggests a fairly modest population and income base in the subject neighborhood. In addition, the rate of growth in recent years and projected over the near term future, the base will grow at a rate consistent with the recent trend.

Growth and Trends

In general, the subject's neighborhood reflects a rural community with moderate income levels and median home values. Over the past decade this area has witnessed modest growth, which is expected to continue over the next five year period. There are a significant number of shopping centers in the subject neighborhood, suggesting that additional neighborhood and community shopping center development is unlikely. We do not expect the character of the neighborhood to change dramatically in the immediate future.


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================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

Conclusion and Relevance to the Subject Property

The subject property is located in the town of Opelika, just east of the Opelika/Auburn city limits. The neighborhood comprises the primary commercial corridor for this two-town community, with a substantial retail inventory of space developed over the years. Neighborhood demographics are considered to be average, suggesting that the neighborhood shopping centers also draw from outside the immediate neighborhood. Therefore, the neighborhood is considered to be a viable location for the subject property.


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================================================================================
                                                                   MARKETABILITY
--------------------------------------------------------------------------------

                                MARKET ANALYSIS

Marketability refers to the posture of the subject property within its marketplace and its ability to be leased, sold, or marketed relative to its competition and current conditions. In this regard, the subject is very competitive relative to other shopping center developments in the submarket.

OVERALL RETAIL TRENDS IN LEE COUNTY

As discussed in the Regional Influences section, retail sales in Lee County have increased at a 7.1% rate of growth from 1986 through 1993, with this rate of growth projected to be maintained over the near future. Provided there are no substantial reductions in area employment, we expect this trend to continue.

Demographic Analysis

The next portion of our marketability analysis presents a demographic profile of the area. In this section we analyze the existing demographics and their changing patterns.

================================================================================
                            NEIGHBORHOOD DEMOGRAPHICS
================================================================================
                                      1 mile            3 mile         5 mile
================================================================================
 Population
        1995 Estimate                  2,151            23,220         55,775
        1990 Census                    1,928            21,079         51,071
        1990-1995 % Change             11.6%             10.2%           9.2%
 Households
        1995 Estimate                    796             9,424         21,522
        1990 Census                      703             8,521         19,522
        1990-1995 % Change             13.2%             10.6%          10.2%
 1995 Median Household Income        $29,000           $25,034        $22,359
 1995 Average Household Income       $32,928           $35,027        $35,355
 1990 Average Home Value             $49,820           $52,374        $53,326
 1990 % College Graduates              34.7%             39.3%          38.4%
================================================================================
Source:  Strategic Mapping, Inc.
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

The previous table indicates that population and household formation in the area has occurred an average rate of growth. Household incomes, average home values and the percentage of college graduates are considered to be at or above the regional median. The data generally indicates the neighborhood is a middle to upper-income area with average population and income growth.


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================================================================================
                                                                   MARKETABILITY
--------------------------------------------------------------------------------

Trade Area Analysis

The primary trade area for the subject is the Opelika/Auburn portion of Lee County. Despite its size, the subject is considered to be a neighborhood shopping center because of the current tenant profile. A neighborhood shopping center focuses on servicing the needs of the immediate population, and as such, a resident of the neighborhood is not likely to drive outside the area for these goods.

Opelika/Auburn Retail Market

Neighborhood shopping centers are generally meant to serve the retail needs of a very localized market, usually within a two to five mile radius. Within that radius of the subject, there are ten anchored shopping centers, including the subject. These ten properties are summarized in the following table.

================================================================================
                    SUMMARY OF OPELIKA/AUBURN RETAIL CENTERS

==================================================================================================================
                                   Building   Year       Overall   Local Occ        Anchors           Base Rent
Name & Location                      Size     Built     Occ Rate      Rate          Tenants            Per SF
==================================================================================================================
Village Mall                        402,000   renov        97%        93%        Gayfer's, Sears,      $10.00 -
NEQ of Hwy 29 & University Dr                  1989                                 JC Penny           $16.00
Pepperell Corners                   305,000    1993       100%       100%       Wal-Mart, Lowes,       $10.00 -
Hwy 29 @ Hwy 280                                                               Winn-Dixie, Goody's     $12.00
Midway Plaza                        202,000    1966        61%        90%          Ben Franklin        $3.00 -
Hwy 29 & Midway Drive                                                           Crafts, Carmike        $6.00
                                                                                    Cinemas
K-Mart Plaza                        120,000    N/A         81%       100%            K-Mart              N/A
SEC of Hwy 29 & University Dr
Food World Center                   110,000    1970        95%        85%       Food World, Bud's      $3.50 -
Hwy 280 north of I-85                                                            Discount City         $8.00
Market Square                        90,031    N/A        N/A        N/A        Books A Million,         N/A
SWC of Hwy 29 & C. Club Dr                                                    Big Lots, Gold's Gym
Flint's Crossing                     88,000    1988       100%       100%      Food World, Harco       $10.00 -
SEC of Hwy 29 & University Dr                                                         Drug             $12.00
University Crossing                  80,000    1994       100%       100%          Winn-Dixie          $10.00 -
NWC of Univ. Dr & Glenn Ave                                                                            $12.00
Glenndean Center                     74,000    1986       100%       100%       Food World, True       $ 7.00 -
SWC of Dean Rd & Glenn Ave                                                       Value Hardware        $ 9.50
Corner Village                       62,300    1978       100%       100%            Kroger            $ 7.00 -
NEC of Dean Rd & Glenn Ave                                                                             $ 9.00
==================================================================================================================

Compiled by:  B Commercial Real Estate Group, Inc.
================================================================================

The area centers exhibit a variety of building quality, condition, and tenant quality. The subject is positioned near the end of the local market. Pepperell Corners, while the most similar in terms of size, is considered superior to the subject based on age, condition and tenant mix). All


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================================================================================
                                                                   MARKETABILITY
--------------------------------------------------------------------------------

of the remaining properties are generally grocery store anchored centers which are considered superior to the subject based on age, condition, tenant mix and the percentage of anchor tenant space. However, the Food World Center is relatively similar to the subject as it is an older center which has suffered from anchor tenant vacancies and a general decline in the overall condition and appeal of the property.

While we are aware of a neighborhood shopping center under construction at the northeast corner of Highways 29 and 431 in the eastern Opelika area, it is not considered to be competition to the subject. The center will be anchored by Winn-Dixie and comprise approximately 60,000 square feet of space. Our discussions with area leasing agents and owners indicate no other major renovations or new construction is planned for the area.

Subject Marketability

In addition to analyzing the overall, or macro, conditions influencing the subject property, it is also important to consider the specific characteristics of the subject. It is particularly important to address those factors that would be considered by a potential purchaser of the subject.

From a positive standpoint, the subject is located along the primary commercial corridor through the Opelika/Auburn area. However, the subject is the oldest shopping center in the market and would benefit from an exterior facelift. Furthermore, it would appear that the focus of more recent retail development in the market has concentrated around Pepperell Parkway's intersections with Highway 280 in Opelika and University Drive in Auburn.

As a result, the subject property has suffered as anchor tenants such as Rose's, Sears, and Fashion Bug have closed or relocated to newer centers. However, despite the anchor vacancies, the subject property has maintained a fairly high local tenant occupancy rate which is consistent with the occupancy rate of other centers in the market. With respect to the two existing subject anchors, Carmike Cinemas has seven screens, making it the largest movie theater in the county. They have been a tenant in the center since 1985 and have nine years remaining on their lease. Ben Franklin Crafts, which occupies about 55% of the old Sears space) is a new addition to the subject property (November 1995) and has 9.5 years remaining on their lease. Finally, two junior anchors also help diversify the anchor rollover risk, with these tenants accounting for 9,000 and 15,000 square feet, respectively.

Summary

In summary, we believe that the Auburn/Opelika retail market is a stable environment with short term prospects for continued growth in retail sales. Occupancy rates are generally high throughout the market, at least for attractive centers with a good balance of anchor space and


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================================================================================
                                                                   MARKETABILITY
--------------------------------------------------------------------------------

local tenant space. While the subject is not located at either of two primary nodes of recent retail development in the Opelika/Auburn area, it is located along the area's primary transportation corridor, equidistant between the centers of Opelika and Auburn. We feel that improving the subject's exterior appeal will enable it to improve its position in the market and possibly attract some mid-sized anchors to the subject's vacant space given the lack of anchor vacancy in the subject retail market.


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                                    PROPERTY
                                  DESCRIPTION


                              PROPERTY DESCRIPTION

                               [GRAPHIC OMITTED]


                                 [PLAN OF SITE]

================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

                                  SITE ANALYSIS

The Description of the site can be detailed as follows:

Location:                 The subject is located at the northwest corner of
                          Pepperell Parkway and Midway Drive. Ingress and egress to the subject is available from two curb cuts on Pepperell Parkway and three curb cuts on Midway Drive.
                          The easternmost Pepperell Parkway curb cut is equipped with a traffic signal. A site plan is shown on the facing page.

Assessor's Parcel Number: 43-9-5-15-3-0-22

Land Area(1)

Gross Land Area:          21.725 Acres

Net Land Area:            21.725 Acres

Excess Land:              None

Outparcels:               None

Shape and Frontage:       The site is irregular in shape, with actual street
                          frontage of 918 feet along Pepperell Parkway and 408 feet along Midway Drive. Furthermore, the site has a reasonable depth relative to its width.

Topography and Drainage:  The site has moderately sloping topography which generally drains in a southeasterly direction. The site is generally at road grade with Pepperell Parkway and Midway Drive. Our investigation did not reveal any significant drainage problems.

Soils: No soils report was provided and it is assumed that soils are adequate for the existing use.

----------
(1) Source:  Legal Description


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================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

Easements:                A current title report was not provided in connection
                          with this appraisal. Based on our on site inspection, there are only typical utility and access easements, which do not appear to adversely affect the subject.
                          It is specifically assumed that any easements, restrictions or encroachments that might appear against the title would have no adverse impact on marketability or value.

Covenants, Conditions,
and Restrictions:         No private deeds or restricting covenants affecting
                          development, other than zoning and the covenants, conditions and restrictions associated with the shopping center, were found to affect the site. It is specifically assumed that there is no adverse affect on marketability or value.

Utilities:                All public utilities are available to the subject
                          site.

Flood Zone:               According to maps published by the Federal Emergency
                          Management Agency (FEMA), the subject lies within Zone
                          X as indicated on FEMA Community Map Panel 010145
                          0018B, dated September 16, 1981. Flood insurance is available. This zone is described as follows:

                          FEMA Zone X: "This area has been identified in the community flood insurance study as an area outside the 500-year floodplain."

Environmental Issues:     We were not provided with any environmental report or
                          site assessment for the subject property. The value estimate rendered in this report is predicated on the assumption that there is no hazardous material on or in the property that would cause a loss in value.
                          However, CB Commercial is not qualified to detect hazardous waste or toxic materials. Therefore, we reserve the right to review and revise our valuation conclusions if additional information to the contrary becomes available in the future.

Adjacent Properties

North:                    Midway Manor and Windsor Village mobile homes parks

South: Several small free-standing commercial and services uses

East:                     Mobile home sales lot

West:                     West Super Store lumber yard and a chinese restaurant


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================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

Conclusion:               The subject is a 21.725-acre site which is accessible
                          via curb cuts from Pepperell Parkway and Midway Drive.
                          Access appears to be good for the site. Visibility and exposure are also good from Pepperell Parkway and Midway Drive as the site is generally at road grade.
                          The shape of the parcel is irregular and there is no excess land or outparcels. The CB Commercial Real
                          Estate Group, Inc. is aware of no environmental contamination of the site. In conclusion, from a physical standpoint, the subject site has good utility and is considered adequate for many types of commercial development.


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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

                              IMPROVEMENT ANALYSIS

The subject property consists of approximately 201,976 gross leaseable square feet of retail center improvements. Originally built in 1966 and subsequently renovated in 1986, the center is currently 60.9% occupied. The improvements consist of a one-story neighborhood strip center and a free-standing outparcel building. The property is subdivided into 22 tenant bays as depicted on the facing page floorplan. The following is a description of the improvements based on our physical inspection. The building area is detailed as follows:

=============================================================
                MIDWAY PLAZA SHOPPING CENTER
                       BUILDING AREA
=============================================================
                                Gross          % of Gross
  Category                  Leasable Area     Leasable Area
=============================================================
  Ben Franklin Crafts           30,000            14.8%
  Carmike Cinema                25,238            12.5%
  Bargain Town                  15,000             7.4%
  Hancock Fabric                 9,000             4.5%
  Vacant Anchor                 24,240            12.0%
  Vacant Anchor                 24,000            11.9%
  Vacant Anchor                 22,800            11.3%
  Local Tenants                 51,698            25.6%
                               -------           -----
        Total                  201,976           100.0%
=============================================================
Source:  Mark Centers Trust
=============================================================

The subject improvements have a gross building area of 208,706 square feet according to the site plan. The basic construction features are summarized as follows.


Construction Class        The class of construction is the basic subdivision in
                          Marshall Valuation Service(1), dividing all buildings into five basic groups by type of framing (supporting columns and beams), walls, floors, roof structure, and fireproofing. The subject is construction Class C.

Competitive Rating        The subject is considered a Class C building in terms
                          of quality as it is perceived in the marketplace.

----------
(1) Class C Buildings are characterized by masonry or reinforced concrete (including tilt-up) construction. The walls may be load-bearing, i.e., supporting roof and upper floor loads, or nonbearing with open concrete, steel, or wood columns, bents, or arches supporting the load.

      (Source: Marshall Valuation Service)


--------------------------------------------------------------------------------

================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Foundation                Concrete slab on grade.

Frame                     Steel frame and metal studs.

Floor Construction        Concrete slab on grade.

Exterior Walls            Combination of concrete block, brick and stucco.
                          Entries are glass store fronts with bronze finish anodized aluminum windows.

Roof Cover                The roof is a rubber membrane over the Ben Franklin
                          Crafts and Bargain Town sections and built up tar and gravel over the remainder of the center. Reportedly, two sections of roof need to be replaced which comprise approximately 60,000 square feet of space. No estimate of the cost of this repair was provided to the appraiser. No other specific information about the roof was available, but we have assumed that it is in average to good condition overall. If additional information to the contrary is provided to the appraiser in the future, we would reserve the right to review and revise our findings and conclusions if necessary.

Exterior Condition        Fair

Elevator/Stair System     None

Interior Partition System Metal studs with gypsum board cover.

Interior Finishes         Floors:    A combination of commercial grade carpet,
                                     vinyl tile and ceramic tile.

                          Walls:     Painted sheetrock.

                          Ceilings:  Acoustical tile drop ceilings.

                          Lighting:  Mostly recessed fluorescents, except for
                                     some attached fluorescents.

                          Summary: The interior finishes are good throughout the center. None of the space is unfinished as all of the suites have been occupied at least once.

Interior Condition        Average

HVAC Split heating and cooling system provided by air conditioning compressors mounted on the roof and gas-fired furnaces with individual zone controls and ducted through ceiling registers. We have assumed that these units are in average condition. While tenants are responsible for maintaining the HVAC systems, the landlord could conceivably be required to


--------------------------------------------------------------------------------

================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

                          replace a compressor unit if it fails while a suite was vacant.

Electrical                The electrical system is assumed to be in good working
                          order and adequate for the building.

Fire Protection           The subject property is not fire sprinklered, except
                          for the Ben Franklin Crafts store which was recently built out for this tenant. It is assumed that the subject has adequate fire alarm systems, fire exits, fire extinguishers, fire escapes and/or other fire protection measures adequate to meet local fire marshall requirements.

Life Safety and Security  The subject has no special security or surveillance system.

Plumbing                  The plumbing system is assumed to be adequate.

Parking There are 954 striped surface parking according to the previously cited site plan, including several handicapped spaces, as well as an undetermined number of unstriped space along the property's rear elevations. Information provided by Mark Centers indicates at least 1,400 spaces. We should note that it is outside the scope of this appraisal to count the subject parking spaces. This type of parking is similar to that found in the local comparables. The number of parking spaces is believed to satisfy current zoning requirements for the existing use. Therefore, it is considered to be legally conforming.

Landscaping               The landscaping is fair compared to competitors.

Tenant Improvements       Building standard tenant improvements include wall
                          partitions, carpeting, painted walls, suspended acoustical ceilings, hollow core wood doors, etc. All of the subject space has been finished out.

ADA Compliance            Handicap access appears be available to all areas of
                          the building. However, we are not qualified to determine compliance with the requirements. Please refer to the specific limiting condition regarding ADA compliance.

Environmental Issues      We were not provided with any environmental report or
                          site assessment for the subject property. The value estimate rendered in this report is predicated on the assumption that there is no hazardous material on or in the property that would cause a loss in value.
                          However, CB Commercial is not qualified to detect hazardous waste or toxic materials. Therefore, we reserve the right to review and revise our valuation conclusions if additional information to the contrary


--------------------------------------------------------------------------------

================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

                          becomes available in the future.

Functional Quality        The interior floor plan is flexible and will
of Space                  accommodate a variety of tenant layouts. However, the
                          number of vacant anchor tenant bays would suggest that the subject has too many mid-sized anchor bays. Also the depth (80 to 100 feet) of most of the local tenant bays is considered to be excessive. By comparison, 60 to 70 feet is a more typical and functional local tenant bay depth.


Deferred Maintenance      In addition to the previously mentioned need to
                          replace approximately 60,000 square feet of roof, the subject property is in need of an exterior facelift and resurfacing the parking lots. We have not been provided with any cost information by Mark Centers
                          Trust for these or any other items of deferred maintenance. Based on the recent reroofing of the Ben
                          Franklin Crafts space for a little more than $2.00 per square foot, we have estimated the needed reroofing of approximately 60,000 square feet to cost $125,000. The cost of resurfacing the parking lots has been estimated at $0.25 per square foot by Marshall
                          Valuation Service for approximately 640,000 square feet of paving, or $160,000. Finally, we have estimated the facelift, expected to consist primarily of pressure washing, new paint and new signage, to cost approximately $75,000.

                          This would suggest total deferred maintenance of $360,000. We would reiterate that we have not been provided with any cost estimates for deferred maintenance. The costs indicated in this discussion have derived by the appraiser from available information and an industry cost guide in order to provide a rough estimate of deferred maintenance. We reserve the right to review and revise our valuation conclusions if additional information to the contrary becomes available in the future.

Economic Age and Life     The building was erected in 1966 and renovated in
                          1986, suggesting a chronological age of 30 years.
                          Based on current condition, appraisers estimate effective age to be approximately 20 years. According to the Marshall Valuation Service cost guide, buildings of this type and quality have an expected life of 40 years. Therefore, the remaining economic life (expected life minus effective age) is approximately 20 years. While we observed nothing to suggest a different economic life, a capital improvement program could extend life beyond that stated above.


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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Quality/General Condition The subject property is considered to be at the low end of the range in terms of overall appeal as compared to other shopping centers in the neighborhood. The relative quality of construction is average and the necessary repairs to the subject should place the property in a more competitive position relative to other centers.

================================================================================
                               IMPROVEMENT RATING
================================================================================
  Category                      Exc.     Good     Average       Fair    Poor
================================================================================
  Appeal/Appearance                                              X
  Construction Class                                 X
  Design                                             X
  Electrical                                         X
  Exterior Condition                                             X
  Exterior Walls                                     X
  Floor Construction                                 X
  Floor Cover                                        X
  Floor to Ceiling Height                            X
  Foundation                                         X
  Frame                                              X
  Functionality/ Floor Plan                                      X
  HVAC                                               X
  Interior Condition                                 X
  Interior Partitions                                X
  Landscaping                                                    X
  Lighting                                           X
  Parking                                            X
  Plumbing                                           X
  Restrooms                                          X
  Roof Cover                                         X
  Sprinkler System                                               X
  Tenant Improvements                                X
================================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================


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================================================================================
                                                                          ZONING
--------------------------------------------------------------------------------

                                     ZONING

The subject's zoning requirements are detailed below.

===============================================================================
                                 ZONING SUMMARY
===============================================================================
Current zoning:        C-3, Commercial District
Legally conforming?:   Yes
Uses permitted:        A variety of  commercial  and  service  uses  including
                       shopping centers.
Zoning change          Not likely
-----------------------========================================================
Category               Zoning Requirement
-----------------------========================================================
Site coverage          50%
Front setback          30 feet
Rear setback           20 feet
Side yard setbacks     10 feet
Height limit           75 feet
Parking                One space per 200 square feet of net floor area.
===============================================================================
Source: Opelika Planning & Zoning Department
Compiled by: CB Commercial Real Estate Group, Inc.
===============================================================================

ZONING ANALYSIS AND CONCLUSIONS

The subject improvements appear to be a legally conforming use within the current zoning.


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================================================================================
                                                                    TAX ANALYSIS
--------------------------------------------------------------------------------

                             TAX AND ASSESSMENT DATA

The subject is assessed at 20% of market value as estimated by the Lee County Tax Assessor's Office. The subject property's tax value summarized below.

================================================================================
                  CURRENT ASSESSMENT AND TAX INFORMATION (1996)

================================================================================================================
                                                                       Assessed      Tax Rate        Annual
      Tax ID             Land        Improvements         Total         Value       Per $1,000       Taxes
================================================================================================================
43-9-5-15-3-0-22       $823,280       $1,826,720       $2,650,000      $530,000       $48.00        $25,440
================================================================================================================

Source:  Lee County Tax Assessor
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The county records indicate that there are no delinquent property taxes.

CB Commercial has concluded that the assessor has underestimated market value based on the market value conclusion of this report. Therefore, a tax appeal is not recommended.


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================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria that the highest and best use must meet are:

            o     legal permissibility;
            o     physical possibility;
            o     financial feasibility; and,
            o     maximum profitability.

Highest and best use is applied specifically to the use of a site as vacant. It is recognized that in cases where a site has existing improvements, the concluded highest and best use as if vacant may be different from the highest and best use given the existing improvements (as improved). The existing use will continue, however, until the land value, in its highest and best use, exceeds that total value of the property under its existing use plus the cost of removing or altering the existing structure.

Implied in the highest and best use is a recognition of the contribution of a specific use to the community environment or to the community's development goals, in addition to wealth maximization of individual property owners. Also implied is that the conclusion of highest and best use results from the appraiser's judgment and analytical skill, i.e., that the use determined from the analysis represents an opinion, not a fact to be found.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

HIGHEST AND BEST USE AS THOUGH VACANT

Legal Permissibility

The legally permissible uses were discussed in detail in the site analysis and zoning sections of this report. Overall, based on our review of the zoning restrictions, the site is limited to commercial use.

Physical Possibility

The physical characteristics of the subject site were discussed in detail in the site analysis. Overall, a wide range of legally permissible uses would be physically possible.


--------------------------------------------------------------------------------

================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

Financial Feasibility

An analysis of local market conditions provides an indication of the financial feasibility of a given use. The market analysis presented earlier in the report assesses the local market and indicates that there is demand.
Therefore, a shopping center is financially feasible.

Maximum Profitability

The final test of highest and best use of the site as though vacant is that the use be maximally productive, yielding the highest land value. In the case of the subject as though vacant, the analysis thus far has indicated that commercial development would be most likely. Given the high probability that commercial use is the highest and best use, this is judged to be a reasonable indication of maximum productivity of the land.

Conclusion: Highest and Best Use As Though Vacant

The concluded highest and best use of the subject as though vacant is that the site be improved with commercial development.

HIGHEST AND BEST USE AS IMPROVED

Legal Permissibility

Overall, it is our opinion that the improvements are within the established guidelines. Further, we were told by the zoning authority that the subject is a legal and conforming use under the zoning ordinance.

Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the improvement analysis section of this report. Overall, the layout and positioning of the improvements is considered functional for commercial use, and the floor plan is considered to be reasonable on a comparison basis. While it would be physically possible for a wide variety of uses, based on the legal restrictions and the design/layout, the improvements would be most functionally utilized for commercial use.

Financial Feasibility

As with the highest and best use of the site as though vacant, the financial feasibility of the site as improved is market derived. Typically, for commercial properties similar to the subject, the test of feasibility is based on the amount of rent that can be generated, less operating


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================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

expenses. If a residual amount exists after paying the various expenses, then the land is being put to a productive use.

Maximum Profitability

Similar to the highest and best use of the site as though vacant, the maximum profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use. However, the recipient of the property's productivity greatly determines what actual use maximizes profitability.

Conclusion: Highest and Best Use as Improved

Based on the foregoing discussions, CB Commercial concludes that the highest and best use of the property as improved is consistent with the existing use.

There are no alternative uses of the existing improvements that would produce a higher net income and/or value over time than the current use. The current use is a legally permissible use and appears to represent the highest and best use as improved.

Furthermore, CB Commercial does not believe that conversion of the improvements or demolition is warranted or financially feasible.


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                                   VALUATION




                                   VALUATION

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

                              APPRAISAL METHODOLOGY

The appraisal process is defined as an orderly program by which the problem is planned and the data involved is acquired, classified, analyzed and interpreted into an estimate of value. In this process three basic approaches to value are considered: Cost Approach, Sales Comparison Approach, and Income Capitalization Approach. In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

The final step in the appraisal process is reconciliation -- a process by which CB Commercial analyzes alternative conclusions and selects a final value estimate from among two or more indications of value. CB Commercial weighs the relative significance, applicability and defensibility of each approach as it relates to the type of property being appraised.

INCOME CAPITALIZATION APPROACH

The methodology of the Income Capitalization Approach is to determine the income-producing capacity of the property on a stabilized basis by estimating market rent from comparable rentals, making deductions for vacancy and collection losses and building expenses, then capitalizing the net income at a market-derived rate to yield an indication of value. The capitalization rate represents the relationship between net income and value.

Related to the direct capitalization method is the discounted cash flow method. In this method of capitalizing future income to a present value, periodic cash flows (which consist of a net income less capital costs, per period) and a reversion (if any) are estimated and discounted to a present value. The discount rate is determined by analyzing current investor yield requirements for similar investments. Since investors are active in the marketplace for properties similar to the subject, the Income Approach is particularly applicable to the appraisal problem at hand. There is an adequate quality and quantity of income and expense data available to render a reliable and defensible value conclusion. Therefore, this approach has been employed for this assignment.

SALES COMPARISON APPROACH

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison


--------------------------------------------------------------------------------

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences with the final estimate derived based on the general comparisons.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of atypical conditions affecting the sales price. Through our search of the subject market, we were able to uncover an adequate quality and quantity of sales through which a reliable and defensible indication of value could be concluded. Therefore, this approach has been employed for this assignment.

THE COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

The first step in the Cost Approach is to estimate the land value (at its highest and best use) applicable to the subject. This is usually done through an analysis of comparable land sales. The second step is to estimate the cost of all improvements. Improvement costs are then depreciated to reflect value loss from physical, functional and economic causes. Land value and depreciated improvement costs are then added to indicate a total value. The Cost Approach is not considered to be appropriate for this assignment given the age of the improvements and resulting subjectivity required in quantifying depreciation. In addition, at the instruction of the client, an estimate of the subject site's land value was also not prepared.


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================================================================================
                       SUMMARY OF COMPARABLE RETAIL SALES
================================================================================

Sale                                         Sale  Year   Building  Occupancy                                      Sale Price
No.   Name/Location                          Date  Built Size (GLA) at Sale      Anchor Tenant           Sale Price    /SF     OAR
====================================================================================================================================
1     Broad Street Center                    08/95 1975    181,109   100%       K-Mart, Big Lots         $5,300,000   $29.26  11.20%
      NW Broad Street and W Clark Boulevard
      Murfreesboro, TN
2     Spring Mill Village                     7/95 1974     99,600    95% Marshalls, OId Country Buffet  $3,900,000   $39.16  10.46%
      6011 Memorial Drive
      Tucker, GA
3     Village Shopping Center                 5/95 1975    100,000   100%   Winn-Dixie, Heilig Myers     $2,500,000   $25.75  11.81%
      West Spring Street & Breedlove Drive
      Monroe, GA
4     Cross Country Plaza                     2/95 1968    337,360    87% Service Merchandise, Talbot's $10,000,000   $29.64  10.96%
      I-85 & Macon Road
      Columbus, GA
5     Priest Lake Plaza                      12/93 1977    100,000    78%       Kroger, Super X          $2,310,000   $23.10  12.38%
      SWC Of Murfreesboro Road At Bell Road
      Nashville, TN
------------------------------------------------------------------------------------------------------------------------------------

Compiled by: CB Commercial
--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH

The Sales Comparison Approach provides an estimate of market value based on analyzing transactions of similar properties in the market area. The method is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing one with the same utility. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed.

The applicability of this approach is based on the assemblage of similar market sales and offerings for a comparison to the subject. Factors such as changing market conditions over time, location, size, quality, age, condition, and amenities, as well as the terms of the transactions, are all significant variables relating to the relative marketability of the subject property. Any adjustments to the sale price of market sales to provide indications of market value for the subject must be market-derived; thus, the actions of typical buyers and sellers are reflected in the comparison process.

There are various units of comparison available in the evaluation of sales data in this approach. The sale price per square foot is the most commonly used in this approach.

We searched the market for sales that qualify as arm's length transactions between willing and knowledgeable buyers and sellers in order to identify value and price trends. There have apparently been no shopping center investment sales in the Opelika/Auburn area since 1987. Therefore, we have utilized five sales from similar communities in the Southeast. The sales utilized in this analysis are summarized on the facing page table, with their location relative to the subject identified on the following facing page map. In addition, sale summaries are included in the Addenda.

Adjustment for Economic Characteristics

The comparable sales generate net operating income that is slightly to substantially higher than the subject on a per square foot basis. The subject has three anchor leases which are at or below the market rental rate, and this accounts for much of the difference. The subject is an investment property and the price an investor will pay is directly related to the current or potential NOI. As our cash flow indicates, the subject's NOI is not projected to increase substantially over a 10 year holding period.

We have calculated the adjustment by subtracting the subject's projected NOI ($2.07/SF) from the NOI of each comparable. We then capitalized the difference by 11.0% to yield an


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                                                         ----------------
Regional Location                                        Comparable Sales
                                                         ----------------



                               [GRAPHIC OMITTED]


                                                      [LOGO] CB
                                                             COMMERCIAL

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

appropriate adjustment. However, the degree of adjustment is mitigated somewhat because the other adjustment variables can have an affect on the property's NOI per square foot.

DISCUSSION OF COMPARABLE SALES

Sale Number One

Broad Street Station is a community shopping center located in Murfreesboro, Tennessee. This shopping center was originally constructed in 1975 as an enclosed mall and was subsequently renovated as an open-air community center in 1992. It was 100% occupied at the time of sale with an indicated NOI of $3.28. It is anchored by K-Mart, Big Lots and Walgreens, which occupy 79% of the center.

The center is similar to the subject in terms of size and location. It is superior with respect to age, condition, anchor tenancy and economic characteristics. Overall, a downward adjustment is necessary.

Sale Number Two

Spring Mill Village is a neighborhood shopping center located in an older retail submarket of Atlanta, Georgia. This shopping center was built in 1974 and was 95% occupied at the time of sale with an indicated NOI of $4.10. It is anchored by Marshall's and Old Country Buffet, which occupy 39% of the center.

The center is similar to the subject in terms of size, age, anchor tenancy and condition. It is superior with respect to location and economic characteristics. Overall, a downward adjustment is necessary.

Sale Number Three

Village Shopping Center is a neighborhood shopping center located in Monroe, Georgia. This shopping center was built in 1975 and was 100% occupied at the time of sale with an indicated NOI of $3.04. It is anchored by a Winn-Dixie grocery store, a Heilig Myers furniture store and Eckerd Drugs, which occupy 62% of the center.

The center is similar to the subject in terms of location, age, size, and condition. It is slightly superior with respect to its anchor tenancy and economic characteristics. Overall, a downward adjustment is necessary.


--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

Sale Number Four

Cross Country Plaza is a community shopping center located in Columbus, Georgia, approximately 30 miles east of Opelika. This shopping center was built in 1968 and was 87% occupied at the time of sale with an indicated NOI of $3.25. It is anchored by Service Merchandise, Talbot's, Fashion Bug, and Blockbuster Video, among others, which occupy a large percentage of the center.

The center is similar to the subject in terms of age, size, and condition. It is superior with respect to its location, anchor tenancy, and economic characteristics. Overall, a downward adjustment is necessary.

Sale Number Five

Priest Lake Plaza is a neighborhood shopping center located in Nashville, Tennessee. This shopping center was built in 1977 and was 78% occupied at the time of sale with an indicated NOI of $2.86. It is anchored by Kroger, and Super X, which occupy 44% of the center.

The center is similar to the subject in terms of age, size, condition and anchor tenancy. It is superior based on location and economic characteristics. Overall, a downward adjustment is necessary.

ANALYSIS

Adjustments made to the comparable sales are summarized in the following table.


--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

================================================================================
                             IMPROVED SALES ANALYSIS
                           SUMMARY OF ADJUSTMENTS (1)
================================================================================

                                        Sale 1         Sale 2        Sale 3         Sale 4        Sale 6
========================================================================================================
Unadjusted Price/ SF                    $29.26         $39.16        $25.75         $29.64       $23.10
Property Rights                           0.00           0.00          0.00           0.00         0.00
                                          ----           ----          ----           ----         ----
       Subtotal                         $29.26         $39.16        $25.75         $29.64       $23.10
Financing Terms                           0.00           0.00          0.00           0.00         0.00
                                          ----           ----          ----           ----         ----
       Subtotal                         $29.26         $39.16        $25.75         $29.64       $23.10
Conditions of Sale                        0.00           0.00          4.10           0.00         0.00
                                          ----           ----          ----           ----         ----
       Subtotal                         $29.26         $39.16        $25.75         $29.64       $23.10
Market Conditions                         0.00           0.00          0.00           0.00         0.00
                                          ----           ----          ----           ----         ----
       Subtotal                         $29.26         $39.16        $25.75         $29.64       $23.10
Other Adjustments
       Tenancy                             -5%             0%           -5%           -10%           0%
        Age/Quality/Condition             -10%             0%            0%             0%           0%
        Size                                0%             0%            0%             0%           0%
       Location                             0%           -10%            0%            -5%         -10%
       Economic characteristics           -25%           -35%          -25%           -25%         -20%
Total Other Adjustments                   -40%           -45%          -30%           -40%         -30%
Value Indication for Subject            $17.56         $21.54        $18.03         $17.78       $16.17
========================================================================================================

 (1) The adjustment grid summarizes the direction and magnitude of adjustments judged appropriate to the comparable sales. In some cases adjustments may be derived directly from quantifiable data. However, in many instances the adjustments involve judgment of CB Commercial Real Estate Group, Inc.

Source: CB Commercial Real Estate Group, Inc.
================================================================================

SALES COMPARISON APPROACH CONCLUSION

The comparable sales indicate an unadjusted range of $23.10 to $39.16 per gross leasable square foot. In our analysis, we have considered adjustments to these comparables for property rights conveyed, financing terms, conditions of sale, date of sale, age, condition, construction quality, building size, tenancy, location, and overall economic conditions.

Sale Nos. 3 and 5 are considered to be the most comparable transactions. They represent neighborhood centers which are similar in terms of location, age, size and condition.

After adjustments, the adjusted sale prices indicated for the subject range from $16.17 to $21.54 per square foot, although dropping the high and low end of the range generally suggests an adjusted value of $18 per square foot. Again, primary emphasis was placed on Sale Nos. 3 and 5 as they were judged to be the most similar to the subject in terms of their physical, locational and tenant characteristics, particularly Sale No. 3. Therefore, we have estimated a value of $18 per gross leasable square foot of building area. This would suggest the following market value indication for the subject property based on the Sales Comparison Approach.


--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

====================================================================
                     SALES COMPARISON APPROACH
====================================================================
Gross Leasable SF             SP per SF          Indicated Value
====================================================================
      201,976 SF         x     $18.00      =       $3,635,568
       Rounded:                                    $3,625,000
====================================================================
Source: CB Commercial Real Estate Group, Inc.
====================================================================

Additional Adjustments

In order to attain an "as is" value estimate for the subject property, the appropriate deductions must be made for the cost to cure deferred maintenance. The calculation of these costs is discussed in the Improvement Analysis section of this report. We have estimated deferred maintenance of approximately $360,000.

Sales Comparison Approach "As Is" Summary

The concluded value of the subject based on the Sales Comparison approach is summarized as follows:

==============================================================================
                    SALES COMPARISON APPROACH CONCLUSION
==============================================================================
Sales Comparison Value, Prior to Final Adjustments            $3,625,000
    Less: Deferred Maintenance                                   360,000
                                                              ----------
Net Indicated Sales Comparison Value "As Is"                  $3,265,000
Rounded:                                                      $3,275,000
Sales Comparison Approach "As Is" per SF                          $16.21
==============================================================================
Source: CB Commercial Real Estate Group, Inc.
==============================================================================


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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                         INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over period of time. The two common valuation techniques associated with the Income Approach are direct capitalization and the discounted cash flow (DCF) analysis.

DIRECT CAPITALIZATION

Direct capitalization is the method used to convert a single year's estimate of income into a value indication. In direct capitalization, a precise allocation between return on and return of capital is not made because investor assumptions or forecasts concerning the holding period, pattern of income, or changes in value of the original investment are not simulated in the method. Direct capitalization is most appropriate when analyzing a stable income stream and in estimating the reversion at the end of a holding period. Using this method, the following sets forth the process:

      1. Estimate the Potential Gross Income (PGI) from all sources that a competent owner should be able to generate from a property based on existing and/or market rents.

      2. Deduct an estimate of Vacancy and Collection Loss (VCL) to arrive at an Effective Gross Income (EGI) estimate.

      3. Deduct operating expenses from the estimate of EGI. The result is an estimate of the stabilized Net Operating Income (NOI).

      4.    Estimate an Overall capitalization rate (Ro, or OAR).

      5. Divide the NOI by Ro, resulting in a value estimate at stabilized occupancy.

      6. Adjust the stabilized value to account for "as is" condition, if applicable.

DISCOUNTED CASH FLOW ANALYSIS

The discounted cash flow (DCF) analysis is a detailed analysis used when the future income is expected to be variant, usually as a result of numerous lease obligations and/or anticipated changes in income and expenses. It is also particularly relevant when institutional buyers are the most likely purchasers of the subject because institutional buyers often place great weight on this analysis. The DCF analysis specifies the quantity, variability, timing, and duration of NOI and cash flow. Selecting the proper yield rate (discount rate) is essential. CB Commercial must consider the target yield sought by investors as well as yields derived from comparable sales and/or market information. The methodology is:


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

      1. Estimate the before-tax cash flows for each period of a projected holding period net of any capital expenditures such as leasing expenses and tenant improvements.

      2.    Estimate a discount rate and a terminal overall capitalization rate.

      3. Estimate a selling price, known as the reversion, for the end of the projected holding period.

      4. The cash flows and the reversion are then discounted to a present value estimate.

APPROPRIATE CAPITALIZATION METHOD

A number of factors were considered in evaluating the appropriateness of using the direct capitalization method and/or the DCF technique.

Occupancy Status

If the subject is not at stabilized occupancy, the DCF method is typically the preferred method because it better models the present value impact of lease-up costs on value. If the subject is at stabilized occupancy, the direct capitalization method may be the most applicable.

The subject is currently 60.9% occupied overall. However, when two local tenant leases currently being negotiated are signed, the subject will have a local tenant occupancy rate of 100%. The occupancy problem is associated with three vacant anchor tenant spaces. Therefore, the subject is considered to be at its stabilized occupancy level. Therefore, while the direct capitalization approach may be most applicable, the DCF model may also be useful.

Lease Structure

Consideration is given to the subject's existing lease structure. Where the subject's lease structure generally reflects market terms, direct capitalization may be appropriate. Discounted cash flow analysis may also be relevant depending on typical buyer preferences. Conversely, the usefulness of a direct capitalization analysis may be limited in instances where the subject includes leases having a variety of rent levels, rent escalation structures, or differing expense treatments.

The existing lease parameters generally reflect market terms on average for the existing tenants. Implicit investor assumptions therefore may behave as the market would expect. While the direct capitalization analysis would likely be the preferred methodology, a DCF model is still often utilized by some investors.

Above-Market or Below-Market Rent

If the subject's rent structure reflects general market levels, both direct capitalization and DCF analysis may be relevant. When average rent is above or below market, however, the Income


--------------------------------------------------------------------------------

================================================================================
                      SUMMMARY OF COMPARABLE RETAIL RENTALS
================================================================================

Sale                                       Building   Year    Local    Overall                                               Base
 No.  Name / Location                      Size (GLA) Built Occupancy Occupancy        Anchor Tenant              TI/SF     Rent/SF
====================================================================================================================================
 1    Pepperell Corners                     305,000   1993     100%      100%         Wal-Mart, Lowes           Minimal    $10.00 -
      NWC Of Pepperell Parkway @ Highway
      Opelika, AL
 2    Flint's Crossing                       88,000   1988     100%      100%     Food Max, Harco Drugs        Negotiable  $10.00 -
      SEC Of Highway 29 @ University Drive
      Auburn, AL
 3    Food World Center                     110,000   1970      85%       95%  Food World, Bud's Discount City   As Is      $3.50 -
      Highway 280 North Of Interstate 85
      Opelika, AL
 4    Corner Village                         62,300   1978     100%      100%             Kroger               Negotiable   $7.00 -
      NEC Of Dean Road & Glenn Avenue
      Auburn, AL
------------------------------------------------------------------------------------------------------------------------------------

Compiled by: CB Commercial
--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Approach requires an appropriate adjustment for the present value of the market/contract difference. Reliability of the direct capitalization method becomes more limited as the average rent level becomes more complicated. Discounted cash flow methodology is favored when adjustments become overly subjective or difficult to discern.

The subject's lease structure includes terms that generally reflect market conditions. Therefore, the direct capitalization analysis is the preferred method.

Typical Buyer Behavior

Selection of the appropriate methodology also depends upon the behavior of typical buyers of the subject's property type within the local market. Based on discussions with market participants, the direct capitalization analysis is the definite choice as the appropriate methodology. However, a discounted cash flow model can also be used to incorporate projected fluctuations in market rents, expenses, turnover, etc. Furthermore, when utilizing a DCF model, investors will often check whether the implied capitalization rate falls within an expected range by dividing the first year net operating income into the estimated value.

Appraisal Instructions

No specific instructions were given for this assignment.

Conclusion

As a result of considering the foregoing factors, both the DCF technique and the income capitalization technique are employed in this appraisal.

ESTIMATE OF MARKET RENT

Rent analysis typically involves both a study of market (comparable) rentals and the subject's existing rents. Market rent is the rent that a property would most probably command in the open market; indicated by the current rents paid and asked for comparable space.

SUMMARY OF COMPARABLE RENTALS

CB Commercial has searched the immediate subject neighborhood for competitive properties and lease transactions for comparison to the subject. We have identified four shopping centers in the immediate subject area which are comparable to the subject. The selected comparable rentals are summarized in the facing page chart, with their location relative to the subject shown on the following facing page map. In addition, photographs and detailed summary sheets of each comparable are included in the Addenda.


--------------------------------------------------------------------------------

                               ------------------
                               Comparable Rentals
                               ------------------


                               [GRAPHIC OMITTED]

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF COMPARABLE RENTALS

Comparable Rental Number One

Pepperell Corners is a community shopping center located east of the subject property along Highway 29. It is superior to the subject property based on its location, age, condition, occupancy rate, size and tenant mix, which includes Wal-Mart, a Winn-Dixie grocery store, Lowes and Goody's as anchor tenants. Recent local tenant leases signed in the building are in the range of approximately $10.00 to $12.00 per square foot on a triple net basis. The occupancy rate is currently 100% overall and 100% for local tenants. Overall, a substantial downward rent adjustment is necessary as compared to the subject.

Comparable Rental Number Two

Flint's Crossing is a neighborhood shopping center located west of the subject at the southeast corner of Highway 29 and University Drive. It is superior based on age, location, occupancy rate, condition and a stronger local tenant mix. Recent local tenant leases signed in the building are in the range of approximately $10.00 to $12.00 per square foot on a triple net basis. The occupancy rate is currently 100% overall and 100% for local tenants. Overall, a substantial downward rent adjustment is necessary as compared to the subject.

Comparable Rental Number Three

Food World Center is a neighborhood shopping center along the east side of Highway 280 just north of Interstate 85. It is similar to the subject property based on its age, condition, size, and local tenant occupancy, but superior with respect to location and the overall occupancy rate. Recent local tenant leases signed in the building are in the range of approximately $3.50 to $8.00 per square foot on a triple net basis, with most of the leases correlating toward the lower end to middle of the range. The occupancy rate is currently 95% overall and 85% for local tenants. Overall, a slight downward rent adjustment is necessary as compared to the subject.

Comparable Rental Number Four

Corner Village is a neighborhood shopping center located at the corner of Dean Road and Glenn Avenue. It is superior to the subject property based on its location, occupancy rate, age, and condition. Recent local tenant leases signed in the building are in the range of approximately $7.00 to $9.00 per square foot on a triple net basis. The occupancy rate is currently 100% overall and 100% for local tenants. Overall, a downward rent adjustment is necessary as compared to the subject.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF RECENT SUBJECT LEASES

The following table summarizes the subject property's recent lease history.

================================================================================
                        SUMMARY OF RECENT SUBJECT LEASES
================================================================================

                         New/                                     Rental                     Lease       Free
       Tenant           Renew     Term      Date       Size        Rate      Escalation       Type       Rent
=================================================================================================================
Southern Anglers         new      1 yr      4/96       2,000 SF   $5.40         Flat           Net       None
Childcare R. Center     renew    2 yrs      1/96       5,200 SF   $5.75     $0.25 in Yr 2     Gross      None
Ben Franklin Crafts      new    10 yrs     11/95      30,000 SF   $3.00     $0.25 in Yr 6      Net       None
Dollar Gen. Store        new     5 yrs     11/94       7,300 SF   $2.88         Flat           Net       None
=================================================================================================================

Source:  Mark Centers Trust.
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

We are also aware that the two local tenant vacancies apparently have leases out for signature at this time. O & A Sports will lease the 4,000 square foot vacancy for three years at an annual rent which will reportedly start at $3.00 per square foot, increasing to $4.00 and $5.00 per square foot over the term on a gross basis. Also, Wallpaper For Less will lease the 3,900 square foot vacancy for three years at an annual rent which will reportedly start at $3.00 per square foot, increasing to $3.75 and $4.75 per square foot over the term on a gross basis. Both leases would include no free rent or tenant improvement allowance.

Leases at the subject property vary from a net structure whereby tenants pay pro rata expense reimbursements for CAM and real estate taxes to gross leases requiring the landlord to pay all expenses. Including the leases out for signature, recent leasing activity would suggest three gross leases and three net leases. However, the most recent leases, as well as the current lease structure being quoted for the subject are on a gross basis. All tenants are responsible for their individual utilities and interior cleaning. Recent leases indicate a term of one to five years for local tenants and three years on average. The anchor tenant lease was ten years. Furthermore, while some past leases did include an allowance for tenant improvements paid by the landlord, the leasing representative indicates that this is not currently the norm for local tenants, with this space being marketed on an "as is" basis.

The rental rates for recent leases would suggest a wide range in rental rates from $2.88 to $5.75 per square foot. The upper end of this range is established by two relatively short term leases, one of which was a renewal. The remaining leases generally correlate in the range of $3.00 per square foot prior to the consideration of expense reimbursements. The two leases out for signature average approximately $4.00 per square foot over a three year term on a gross basis. The anchor tenant lease is also included in this analysis at $3.00 per square foot increasing to $3.25 per square foot in Year 6 on a triple net basis. The fourth lease, which is for


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

a 7,300 square foot tenant, is flat over the five year term at $2.88 per square foot. It should be noted that both of the latter leases has a percentage rent clause, but neither tenant is generating sales at a rate which will create percentage rent.

While difficult to establish a definitive market rent for the subject based on leasing activity over the last 18 months, the recent subject leases appear to be at the low end of the market on average. This is considered to be reasonable given that the subject is the oldest center in the market and has three vacant anchor tenant bays. Furthermore, the leasing representative for the subject suggests that a $3.00 to $4.00 per square foot gross rent is an appropriate market rental rate for the subject relative to the surrounding market.

ANCHOR TENANT LEASES

The initial lease terms for the two major anchors, Ben Franklin Crafts and Carmike Cinema, end in November 2005 and June 2005, respectively. The junior anchors, Hancock Fabric and Bargain Town, have leases which expire in October 1998 and January 1998, respectively. Both of the major tenant leases contain renewal options for a total of 10 years each. These renewal options include an extension of the existing lease terms at either flat or increased rental rates. If the option rental rate is substantially below market, it is likely the tenant will either renew the lease or sublease the space.

We have obtained lease data on other anchor tenants in the Opelika market. We were asked to keep the locations and tenant names confidential; however, these spaces are in centers that are generally equal to or superior to the subject. At these centers, leases range from $3.00 to $6.50 per square foot.

The current lease rates for the anchor tenants at the subject are $3.00 for Ben Franklin Crafts and $4.54 for Carmike Cinemas. While the Ben Franklin Crafts lease calls for increased rent in the first year of each option period to $3.75 and $4.25 per square foot, the projected rental rates are still considered to be at or below market rent. Therefore, it is likely that the anchor tenants will renew their leases. We typically allow the leases to expire and renew at a market rate; however, in this instance, it would likely lead to an inflated value, given the lease renewal terms. Therefore, we have renewed the anchor tenant leases through the projection period at the option rental rates.

Furthermore, we have assumed that the three existing anchor tenant bays will not be leased. They have been vacant for at least three years and the leasing representative indicates that they have had only minimal interest in the space, with no serious potential tenants. Also,


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

discussions brokers and investors suggest that a property such as the subject would be analyzed on its existing income, with no credit given to the vacant space in this situation.

CONCLUSIONS: MARKET RENT ESTIMATE FOR THE SUBJECT PROPERTY

Based on the previous analysis, the current market lease parameters for the subject property are estimated as follows:

=============================================================================
                           CONCLUDED MARKET RENT
                         (PER SQUARE FOOT PER YEAR)
=============================================================================
Category
=============================================================================
Local Tenants
      less than 5,000 SF                                          $4.00
      5,000 SF to 10,000 SF                                       $3.00
Anchor Tenants                                                    $3.00
Lease Structure                                   Pro rata CAM, Taxes &
                                               Insurance over base year
Annual escalation                                                  Flat
Tenant Improvements (new tenants)                                 As Is
Tenant Improvements (renewals)                                     None
Average lease term
      local tenant                                              3 years
      anchor tenant                                            10 years
Free Rent (Months)                                                 None
=============================================================================
Source: CB Commercial Real Estate Group, Inc.
=============================================================================

These terms generally reflect the most recent leasing history of the subject, as well as market rent terms as discussed in the previous analysis. However, it should be noted that the lease structure stated above varies slightly from the current gross structure being quoted at the subject, as well as the net structure indicated by the comparable properties. Because of the subject's age, condition and tenant mix, we do not feet that the subject can compete with other centers on the basis of leasing space on a net basis. Furthermore, the flat structure assumed for the subject is contradicted by some previous subject leases which have rent escalations. The adjustment to a lease structure with pro rata expense reimbursements over a base year is considered to be a compromise which provides for some increase in revenue collections in the event that property expenses rise during the term of a lease.

EXISTING CONTRACT RENT

As discussed, the subject's leasable area has been subdivided into 22 individual suites, of which 17 are currently occupied and five is available for lease. The occupied suites total 123,036 square feet, or 60.9% of the building's leasable area.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Through our research of the subject property, which included a complete review of all leased documents available, lease abstracts, rent rolls (both current and historical), and detailed discussions with the property manager, the following rent roll summary was utilized to detail currently leased suites and general information employed for this approach. Detailed abstracts of each tenant's lease and miscellaneous assumptions assumed for this assignment have been included in file memorandum. Additionally, within the Addenda are copies of a Tenant Register and Rent Roll generated by Pro-Ject, a computerized lease-by-lease analysis program.

The information contained in the chart and in appropriate sections of the Addenda represent the data inputted for this method and is assumed to be correct and reliable. CB Commercial reserves the right to amend our input assumptions if any documentation is subsequently available which contradicts that assumed for this method.

Shown in the following table is the subject rent roll.

================================================================================
                                 MIDWAY PLAZA
                                   RENT ROLL
                             (AS OF JULY 1, 1996)
================================================================================
                            Square      Begin     End    Base Rent    Annual
   Tenant                    Feet       Date      Date    per SF       Rent
================================================================================
 Ben Franklin Crafts        30,000      11/95     11/05     $3.00    $90,000
 Carmike Cinema             25,238       7/85      6/05     $4.54   $114,580
 Bargain Town               15,000      10/90      1/98     $2.67    $40,000
 Hancock Fabric              9,000      10/88     10/98     $3.00    $27,000
 Child Care Resource Ctr     5,200       1/96     12/97     $5.75    $29,900
 Southern Anglers            2,000       5/96      4/97     $5.40    $10,800
 Dollar General Stores       7,300      11/94     11/99     $2.88    $21,000
 The Thrifty Nickel          1,750      10/94      9/99     $6.00    $10,500
 Olan Mills                  1,050      11/84      4/97     $6.50     $6,825
 Midway Dental               2,935       9/91     12/96     $4.85    $14,235
 Singer Center               3,000      11/81     12/96     $2.20     $6,600
 Ala. Medicaid Agency        3,000      12/91     12/96     $6.25    $18,750
 General Services Admin.     4,583       9/91      8/96    $10.41    $47,689
 Ala. Dept. of Human Res.    4,000       1/94     12/98     $6.00    $24,000
 Carol's Styling             1,250       1/81     12/96     $5.00     $6,250
 City Finance of Ala.        2,000      11/93     10/98     $6.00    $12,000
 Intercel                    5,730       2/94      1/99     $4.50    $25,785
                            ------                                   -------
Total Leased Square Feet   123,036        Average Rent:     $4.11   $505,914
Unleased Space              78,940
                            ------
Total Square Footage       201,976
Occupancy-Overall            60.9%
Occupancy-Local Tenants      84.7%
================================================================================
 Note: Some figures may not calculate due to rounding; annual rent stated correlates with actual rent being collected.
 Source:  Leases and abstracts provided by Mark Centers Trust
 Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

In addition, we have considered the leases which are apparently out for signature on the two vacant local tenant spaces. Based on the $3.00 per square foot first year rental rates indicated by the subject's leasing representative, this would generate another $23,700 in annual rental income. This would suggest annual contract rent of $529,614 and a weighted average rental rate of $4.04 per square foot. It would also increase the local tenant occupancy rate to 100% and the overall occupancy rate to 64.8%.

The weighted average rental rate of $4.04 per square foot for local tenants is consistent with the market rent for the subject as previously discussed.

ANALYSIS OF TENANCY

The tenant base is represented by clients of both a national and local credit rating. The following table summarizes the expiration of existing leases over the next ten years.

================================================================================
                        SUBJECT LEASE EXPIRATION SUMMARY
================================================================================
FY Vacancy   # of Tenants   SF Expiring     %     Cumulative SF  Cumulative %
----------------------------------------------------------------================
   1997           7            17,818       8.8%      17,818          8.8%
   1998           2            20,200      10.0%      38,018         18.8%
   1999           4            20,730      10.3%      58,748         29.1%
   2000           2             9,050       4.5%      67,798         33.6%
   2001           0                 0       0.0%      67,798         33.6%
   2002           0                 0       0.0%      67,798         33.6%
   2003           0                 0       0.0%      67,798         33.6%
   2004           0                 0       0.0%      67,798         33.6%
   2005           1            25,238      12.5%      93,036         46.1%
   2006           1            30,000      14.9%     123,036         60.9%
================================================================================
Source:  CB Commercial Real Estate Group, Inc.
================================================================================

In estimating the potential gross income of the subject property, it is necessary to consider the leases subject to termination during the initial portion of the holding period. The rate and timing of lease expirations is considered to be rather typical, particularly given that we have projected local tenant leases to be three years in duration. Furthermore, of the five leases which expire in calendar year 1996, Marks Centers has indicated that four will renew and the fifth will probably renew. The first major anchor tenant lease (Carmike Cinemas) expires in Year 9, while the other major anchor tenant lease expires in Year 10 (Ben Franklin Crafts). The junior, or smaller, anchors tenant leases expire in Year 2 (Bargain Town) and Year 3 (Hancock Fabric).


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

EXPENSE REIMBURSEMENTS

As discussed, 11 of the current leases are net of CAM (including insurance) and real estate tax expenses, whereby the tenant is responsible for their prorata share of these expenses. The remaining six tenants have gross leases, whereby the landlord does not receive any reimbursement from the tenant. Furthermore, while three of the four most recent leases were on a net basis, the two leases which are currently out for signature are reportedly on a gross basis. The leasing representative also indicates that they are quoting rents on a gross basis at this time. Given the variance among leases, we have projected pro rata reimbursement of CAM and taxes over the base year expense. This also effectively serves as a rent escalation in future lease years and protects the landlord against expense increases. However, there are some variations in the reimbursement structures, as several of the existing tenants have pro rata recoveries.

We have reviewed historical expense reimbursements for the subject property, as compared to a projection of each expense reimbursement for the next year based on existing leases. A review of historical CAM reimbursements is as follows:

==============================================
             CAM REIMBURSEMENTS
==============================================
Year                        Total $ Amount
==============================================
1993                             $11,076
1994                             $20,526
1995                             $22,721
1996 Budget                      $44,652
Year 1 DCF                       $44,458
==============================================
Source:  Mark Centers Trust
==============================================

CAM expense recoveries have increased annually from $0.05 per square foot in 1993 to $0.11 per square foot in 1995. The 1996 budget projects $0.22 per square foot, almost twice the 1995 reimbursement. By comparison, the first year of our DCF model suggests total CAM reimbursements of $0.22 per square foot based on a review of lease abstracts. The big increase in 1996 is primarily associated with the new anchor tenant as of November 1995 (Ben Franklin Crafts) which pays a pro rata reimbursement of CAM. We feel that the DCF model most effectively quantifies the projected expense recoveries. Therefore, we estimate total CAM reimbursements to be $44,500, on a rounded basis.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

A review of historical tax reimbursements is as follows:

==============================================
             TAX REIMBURSEMENTS
==============================================
Year                        Total $ Amount
==============================================
1993                              $6,850
1994                              $9,944
1995                              $6,804
1996 Budget                      $11,782
Year 1 DCF                       $10,445
==============================================
Source:  Mark Centers Trust
==============================================

Tax expense recoveries have varied from $0.03 per square foot in 1993 and 1995 to $0.05 per square foot in 1994. The 1996 budget projects an increase to $0.06 per square foot. By comparison, the first year of our DCF model suggests total real estate tax reimbursements of $0.05 per square foot based on a review of lease abstracts. The increase in 1996 is primarily associated with the new anchor tenant as of November 1995 (Ben Franklin Crafts) which pays a pro rata reimbursement of CAM. We feel that the DCF model most effectively quantifies the projected expense recoveries. Therefore, we estimate total tax reimbursements to be $10,500, on a rounded basis.

A review of historical insurance reimbursements is as follows:

==============================================
          INSURANCE REIMBURSEMENTS
==============================================
Year                        Total $ Amount
==============================================
1993                                $527
1994                                $904
1995                                $415
1996 Budget                         $835
Year 1 DCF                          $893
==============================================
Source:  Mark Centers Trust
==============================================

Insurance expense recoveries have been less than $0.01 per square foot from 1993 through 1995. The 1996 budget projects that they will continue to be less than $0.01 per square foot. The first year of our DCF model also suggests total insurance reimbursements of less than $0.01 per square foot based on a review of lease abstracts. We feel that the DCF model most effectively quantifies the projected expense recoveries. Therefore, we estimate total tax reimbursements to be $900, on a rounded basis.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

OTHER INCOME

For the purpose of estimating the other income that could reasonably be generated by the subject building, we have again reviewed the historical revenues actually received, as well as surveyed local property management companies regarding similar retail projects. This income category can be derived from several different sources including tenant service income, late fee income, short-term storage income, professional services provided for the tenants by the landlord/management, and other miscellaneous sources. The following chart depicts the historical and budgeted revenues included in Other Income for the subject project.

=========================================
              OTHER INCOME
=========================================
        Year            Total $ Amount
=========================================
1993                         $2,510
1994                         $1,831
1995                         $2,106
1996 Budget                    $862
Year 1 Pro Forma             $1,800
=========================================
Source:  Mark Centers Trust
=========================================

This source of income has not been significant, amounting to $0.01 per square foot or less from 1993 through 1995. The 1996 budget projects that they will continue to be less than $0.01 per square foot. Therefore, we have estimated Other Income of $150 a month, or $1,800 annually. This equates to $0.01 per square foot of leasable area.

PERCENTAGE RENT INCOME

According to the lease documents provided, six of the existing tenants have a provision in their lease documents which requires percentage rent payments over a base amount or under a specific formula. That is, in addition to the basic rental charges, the tenant is responsible for paying the landlord additional rent equal to a specified percentage of the tenant's gross sales made in, upon, or from the premises, over a breakpoint factor or according to a specific schedule. The historical operating statements indicate percentage rent collections increasing from $7,556 and $6,928 in 1993 and 1994, respectively, to $14,229 and $16,800 in 1995 and the 1996 budget, respectively. Furthermore, a review of sales levels for each of the tenants with a percentage rent clause would suggest that only Carmike Cinema is generating sales at a level which result in percentage rent payments. Therefore, we have projected percentage rent collections in our stabilized pro forma in line with the 1996 budget at $16,800.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

POTENTIAL GROSS INCOME

It should be noted that we have assumed that the three vacant anchor tenant bays are not leaseable given the length of time which they have been occupied and the overall marginal appeal of the subject property. Therefore, the concluded potential gross income for the subject is summarized as follows:

================================================================================
                             POTENTIAL GROSS INCOME
================================================================================
                                                  P.S.F.            Totals
--------------------------------------------------------------------------------
Existing Contract Rent         123,036 SF    $4.11 (wt. avg.)      $505,914
Leases Out For Signature         7,900 SF    $3.00                   23,700
                                                                     ------
Potential Gross Rental Income  130,936 SF    $4.04 (wt. avg.)      $529,614
Percentage Rent                                                     $16,800
Expense Reimbursements                                              $55,900
Other Income                                                         $1,800
                                                                     ------
Potential Gross Income         201,976 SF    $2.99 (wt. avg.)      $604,114
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

VACANCY AND COLLECTION LOSS

Typically, this is an allowance for reductions in potential income attributable to vacancies, tenant turnover, and non-payment of effective rent. In the direct capitalization process, a market-derived, stabilized vacancy and collection loss estimate is subtracted from potential gross income in order to arrive at effective gross income. Currently, the subject is 60.9% occupied by tenants of both a local nature and national credit rating. Including the two leases out for signature, the subject's overall occupancy rate is 64.8%. Furthermore, the local tenant occupancy rate is 100%, with the existing vacancy comprised of three vacant anchor tenant bays. Comparable retail properties in the neighborhood have overall occupancy rates of 61% to 100% and local tenant occupancy rates of 85% to 100%. Generally, there is very little vacant space in this market.

Despite the generally high occupancy rate in the market, we have assumed that the three existing anchor tenant bays will not be leased. They have been vacant for at least three years and the leasing representative indicates that they have had only minimal interest in the space, with no serious potential tenants. Also, discussions brokers and investors suggest that a property such as the subject would be analyzed on its existing income, with no credit given to the vacant space in this situation. Therefore, as noted in the calculation of potential gross income, we have excluded the vacant anchor bays from our analysis of potential income.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

The subject's local tenant occupancy rate is consistent with the range suggested by the comparables. Therefore, we believe that a 5% vacancy and collection loss as applied to potential rental income reasonably encompasses the downtime between leases and a credit loss.

EFFECTIVE GROSS INCOME SUMMARY

The subject's historical effective gross income is shown in the following table:

==================================================
             EFFECTIVE GROSS INCOME
==================================================
    Year                         Total $ Amount
==================================================
    1993                              $475,253
    1994                              $512,188
    1995                              $548,375
    1996 Budget                       $572,726
==================================================
   Source:  Mark Centers Trust
==================================================

Given our estimate of existing rental income and expense reimbursements, other income, and a collection loss, the subject's estimated effective gross income is derived as follows:

================================================================================
                        STABILIZED EFFECTIVE GROSS INCOME
================================================================================
Gross Rental Income:                                                   $529,614
Less Vacancy & Collection Loss (5%)                                    (26,481)
                                                                       --------
Effective Rental Income:                                                503,133
Percentage Rent                                                         $16,800
Plus Expense Reimbursements:                                             55,900
Plus Other Income:                                                        1,800
                                                                       --------
Effective Gross Income:                                                $577,633
================================================================================

Our projection of effective gross income is 5.3% more than the level of EGI indicated for the subject for 1995, but less than 1% greater than the 1996 budget projection of EGI. The difference between 1995 and 1996 is associated with the leases signed in late 1995 and early 1996. Therefore, our stabilized projection is considered to be reasonable.

OPERATING EXPENSE ANALYSIS

In projecting revenue and expenses for the subject property, the historical operating statements for calendar years 1993, 1994 and 1995 have been analyzed. Also, we have reviewed the


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

1996 budgeted forecast of income and expenses. This information is summarized in the following table. We have analyzed expenses for the subject improvements based on historical information, with expenses for the subject improvements projected based on the per square foot cost implied. We have also considered expense comparable data contained in our files and statistics in the Dollars & Cents of Shopping Centers: 1995, published by the Urban Land Institute, and the 1995 Income and Expense Analysis: Shopping Centers, published by the Institute of Real Estate Management.

================================================================================
                        SUBJECT INCOME & EXPENSE HISTORY
                 ACTUAL CALENDAR YEAR DATA AND PROJECTED BUDGET
================================================================================

                       1993 Actual          1994 Actual            1995 Actual            1996 Budget(1)
------------------ -------------------- --------------------- ---------------------- ------------------------
                      Total     $/SF(2)     Total    $/SF(2)     Total       $/SF(2)     Total       $/SF(2)
------------------ ------------ ------- ------------ ------- ------------- --------- ------------ -----------
Income
Rental Income         $446,734   $2.21     $472,055   $2.34      $502,100     $2.49     $497,795       $2.46
Percentage Rent          7,556    0.04        6,928    0.03        14,229      0.07       16,800        0.08
CAM Reimb               11,076    0.05       20,526    0.10        22,721      0.11       44,652        0.22
RE Tax Reimb             6,850    0.03        9,944    0.05         6,804      0.03       11,782        0.06
Insurance Reimb            527    0.01          904    0.01           415      0.01          835        0.01
Other Income             2,510    0.01        1,831    0.01         2,106      0.01          862        0.01
                       -------    ----      -------    ----       -------      ----      -------        ----
Eff. Gr. Income       $475,253   $2.35     $512,188   $2.54      $548,375     $2.72     $572,726       $2.84

Expenses
CAM                   (23,554)  (0.12)     (70,222)  (0.35)      (43,601)    (0.22)     (61,014)      (0.30)
Property Taxes        (26,678)  (0.13)     (28,325)  (0.14)      (24,801)    (0.12)     (27,357)      (0.14)
Insurance             (19,700)  (0.10)     (17,596)  (0.09)      (14,895)    (0.07)     (14,091)      (0.07)
Mgmt Fee                   (0)  (0.00)          (0)  (0.00)           (0)    (0.00)          (0)      (0.00)
                       -------    ----      -------    ----       -------      ----      -------        ----
Gen. & Admin.          (6,113)  (0.03)      (4,987)  (0.02)       (5,917)    (0.03)      (1,931)      (0.01)
                       -------  ------      -------  ------       -------    ------      -------      ------
Total Expenses        (76,045)  (0.38)    (121,130)  (0.60)      (89,214)    (0.44)    (104,393)      (0.52)

NOI                   $399,208   $1.98     $391,058   $1.94      $459,161     $2.27     $468,333       $2.32

================================================================================
(1)  Based on actual First Quarter 1996 and 1996 budget for last three quarters.
(2)  Based on 201,976 rentable square feet of building area
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

Our projection of the subject's stabilized expenses is detailed as follows.

Common Area Maintenance

Common area maintenance typically includes all expense items relative to operating, cleaning, maintaining and repairing the subject improvements. Historical common area maintenance expenses are shown as follows:


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

==========================================
               CAM EXPENSE
==========================================
Year                    Total $ Amount
==========================================
1993                         $23,554
1994                         $70,222
1995                         $43,601
1996 Budget                  $61,014
Year 1 Pro Forma             $61,000
==========================================
Source:  Mark Centers Trust
==========================================

This expense has varied from $0.12 per square foot in 1993 to $0.35 per square foot in 1994 and $0.22 per square foot in 1995. By comparison, $0.30 per square foot is projected in the 1996 budget. The 1996 budgeted expense is more consistent with properties comparable to the subject. Therefore, we have projected CAM expense in line with the 1996 budgeted expense to be $61,000, or $0.30 per square foot.

Property Taxes

Property taxes are forecasted at $25,440, or $0.13 per leasable square foot, based on the discussion contained in the Tax Analysis section of this report. The real estate taxes do not include personal property taxes.

Insurance

Historical insurance expenses are shown as follows:

==========================================
            INSURANCE EXPENSE
==========================================
Year                       Total $ Amount
==========================================
1993                           $19,700
1994                           $17,596
1995                           $14,895
1996 Budget                    $14,091
Year 1 Pro Forma               $14,100
==========================================
Source:  Mark Centers Trust
==========================================

Insurance costs are assumed to include full property and liability coverage and typically are in the range of $0.10 to $0.20 per square foot. By comparison, the historical subject cost has decreased from $0.10 per square foot in 1993 to $0.09 per square foot in 1994 and $0.07 per square foot in 1995. Furthermore, the 1996 budget projects a cost of $0.07 per square foot. Therefore, the subject's insurance expense has been estimated in line with the 1996 budget to


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

be $14,100, or $0.07 per square foot on a rounded basis. Given the advanced age of the subject improvement's, this is consistent with comparable properties.

Professional Management Fee

Historically, the subject property has not been charged a professional management based on a review of the operating statements provided. Typical professional management fees in the local market are generally 3% to 5% of effective gross income, based on the number and type of tenants, the total square footage of a property and size of the market. Therefore, the management fee for the subject is estimated to be 4.0% of effective gross income.

General and Administrative

General and administrative expenses typically include all payroll and payroll related items for all directly-employed administrative personnel such as building managers, secretaries, and bookkeepers. Leasing personnel are not included nor are the salaries or fees for off-site management firm personnel and services. However, normal legal or professional fees would be included. Historical general and administrative expenses are shown as follows:

==========================================
   GENERAL AND ADMINISTRATIVE EXPENSE
==========================================
Year                    Total $ Amount
==========================================
1993                            $6,113
1994                            $4,987
1995                            $5,917
1996 Budget                     $1,913
Year 1 Pro Forma                $5,000
==========================================
Source:  Mark Centers Trust
==========================================

This expense is not a significant one for the subject. It has varied from $0.03 per square foot in 1993 to $0.02 per square foot in 1994 and $0.03 per square foot in 1995. The 1996 budget estimates $0.01 per square foot. However, we have projected this expense in line with the historical trend to be $5,000, or $0.02 per square foot. We feel that this is consistent with the expense suggested by comparable properties.

Replacement Reserves

This expense typically represents a reserve for future replacement of long-lived items. The amount of reserve and whether or not it is included in the direct capitalization and DCF analyses, depends on the actions reflected by buyers and sellers in the local market. Based on


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

available comparable data and discussions with brokers and investors, replacement reserves generally range from $0.10 and $0.20 per square foot.

Therefore, we have projected reserves for the subject at $0.15 per square foot, or $30,300 annually on a rounded basis, given the subject's age and current condition. Generally, investors feel that it is prudent to deduct replacement reserves in calculating NOI and in determining cash flow in the DCF analysis.

Total Concluded Operating Expenses

The concluded stabilized operating expenses for the subject total $158,945 annually, or $0.79 per gross leasable square foot. Furthermore, 35.2% of the total operating costs, or $0.28 per square foot, are recovered from the tenants.

DIRECT CAPITALIZATION

As previously discussed, direct capitalization is a method used to convert a single year's estimated stabilized net operating income into a value indication. Once the net operating income has been estimated, this conversion is accomplished by dividing the NOI estimate by an appropriate rate. There are several methods for deriving an overall rate for direct capitalization.

Derivation from Comparable Sales

This is the preferred method when sufficient data exists. Data on each property's sale price, income, expenses, financing terms, and market conditions at the time of sale is needed. The overall capitalization rate is then derived by dividing the net operating income by the sale price. This technique is considered appropriate for the subject. The following is a summary of overall capitalization rates indicated by the comparable sales included in the Sales Comparison Approach.

============================================================================
                      COMPARABLE CAPITALIZATION RATES
============================================================================
            Date of                        Occupancy       Capitalization
   Sale       Sale         Sale Price         Rate              Rate
============================================================================
    1         8/95         $5,300,000         100%              11.2%
    2         7/95         $3,900,000          95%              10.5%
    3         5/95         $2,500,000         100%              11.8%
    4         2/95        $10,000,000          87%              11.0%
    5         12/93        $2,310,000          78%              12.4%
============================================================================
Source: CB Commercial Real Estate Group, Inc.
============================================================================


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

The preceding sales indicate a 10.5% to 12.4% range of overall capitalization rates. Sale No. 4, which is located approximately 30 miles away in the Columbus market, is considered to be most similar to the subject, although it is slightly superior with respect to the anchor tenancy. The remaining sales are also considered to be reasonably similar to the subject with respect to location, occupancy, size, age, condition, and tenancy, particularly given that we are analyzing the subject on a stabilized basis without any income potential attributed to the three vacant anchor tenants. Retail investment market conditions have not changed noticeably since these transactions.

Given the subject property's physical and locational characteristics, and placing greatest reliance on Sale No. 4, we feel that a capitalization rate in the range of 11.0% is warranted based on the sales utilized in our analysis.

Investor Surveys

Another method for establishing an overall capitalization rate for the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists. This technique is considered to be appropriate for the subject. Therefore, using the First Quarter 1996 CB Commercial National Investor Survey, we have reviewed rates for Class B neighborhood and community shopping centers. This information is summarized in the following table.

================================================================================
                     CB COMMERCIAL NATIONAL INVESTOR SURVEY
                        SUMMARY OF OVERALL CAP RATES FOR
                            CLASS B SHOPPING CENTERS

===================================================================================================
Property Type                         # of Respondents        R(o) Range           Average Rate
===================================================================================================
Neighborhood Centers                         10               9% - 11.5%              10.3%
Community Centers                            10              9.5% - 11.0%             10.2%
===================================================================================================

Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The survey categories indicate an overall range of 9% to 11.5% and an average range of 10.2% to 10.3%. It is likely that the appropriate capitalization rate would be toward the middle to upper end of the range indicated in the preceding table due to the mediocre economic prospects in the greater Opelika/Auburn area over the near term future. Therefore, we have estimated the appropriate overall capitalization rate for the subject to be in the range of 11.0% based on the investor survey data.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Conclusion of Overall Capitalization Rate

After reviewing the appropriate methods for developing an overall capitalization rate. The following overall capitalization rates are indicated:

=====================================================================
                             SUMMARY OF
                    OVERALL CAPITALIZATION RATES
=====================================================================
Methodology                                      Concluded Range
=====================================================================
Comparable Sales                                      11.0%
CB Commercial National Investor Survey                11.0%
=====================================================================
Source: CB Commercial Real Estate Group, Inc.
=====================================================================

After reviewing the appropriate methods for developing an overall capitalization rate, with most emphasis placed on the comparable sales data, the concluded overall capitalization rate for the subject is 11.0%.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Direct Capitalization Summary

A summary of the direct capitalization of the subject at stabilized occupancy is illustrated in the following table:

================================================================================
                          MIDWAY PLAZA SHOPPING CENTER
                          DIRECT CAPITALIZATION SUMMARY
                                  JULY 1, 1996
================================================================================

Category                                                                 Total          P.S.F.
==================================================================================================
Income
    Existing Tenants: 123,036 SF @ $4.11 per SF (wt. avg.)             $505,914           $2.50
    Leases out for Signature  7,900 SF @ $3.00 per SF                    23,700            0.12
                                                                       --------          ------
    Potential Gross Rental Income                                      $529,614           $2.62
    Less: Vacancy & Collection Loss (5%)                               (26,481)          (0.13)
                                                                       --------          ------
    Subtotal                                                           $503,133           $2.49

    Percentage Rent                                                     $16,800           $0.08
    Total Expense Reimbursements                                         55,900            0.28
    Other Income                                                          1,800            0.01
                                                                       --------          ------
    Effective Gross Income                                             $577,633           $2.86

Expenses
    Common Area Maintenance                                           ($61,000)          (0.12)
    Real Estate Taxes                                                  (25,440)          (0.13)
    Insurance                                                          (14,100)          (0.07)
    Management Fee (4.0%)                                              (23,105)          (0.11)
    General & Administrative                                            (5,000)          (0.02)
    Reserves                                                           (30,300)          (0.15)
                                                                       --------          ------
    Total Expenses                                                   ($158,945)         ($0.79)
       OER                                                                27.5%

Net Operating Income                                                   $418,688           $2.07
    CAPITALIZATION OF NOI:
    @  11.0%                                                         $3,806,255          $18.85

Rounded                                                              $3,800,000          $18.81
==================================================================================================

Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Additional Adjustments

In order to attain an "as is" value estimate for the subject property, the appropriate deductions must be made for the cost to cure deferred maintenance. The calculation of these costs is discussed in the Improvement Analysis section of this report. We have estimated deferred maintenance of approximately $360,000.

Direct Capitalization "As Is" Summary

The concluded value of the subject based on the direct capitalization method is summarized as follows:

==============================================================================
                      DIRECT CAPITALIZATION CONCLUSION
==============================================================================
Capitalized Value, Prior to Final Adjustments                 $3,800,000
    Less: Deferred Maintenance                                   360,000
Net Indicated Direct Capitalization Value "As Is"             $3,440,000
Rounded:                                                      $3,450,000
Direct Capitalization "As Is" per SF                              $17.08
==============================================================================
Source: CB Commercial Real Estate Group, Inc.
==============================================================================


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS

Our DCF assumptions are summarized as follows:

================================================================================
                          MIDWAY PLAZA SHOPPING CENTER
                   SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS
================================================================================
General Assumptions
      Start Date                          July 1, 1996
      Terms of Analysis                       10 years
      Basis (calendar/ fiscal)                  Fiscal
      Software                                Pro-Ject

Growth Rate Assumptions
      Expenses                           YR1: 3.0%; 3.5% thereafter
      Market Rent                        YR1: Flat; 3.5% thereafter

Market Rent Assumptions
      Local Tenants
          less than 5,000 SF                     $4.00
          5,000 to 10,000 SF                     $3.00
      Anchor Tenants                             $3.00

Leasing Assumptions
      Lease Term
          local tenants                        3 years
          anchor tenants                      10 years
      Renewal Probability                          60%
      Escalation                           Expenses over base year
      Weighted Average of:
         Tenant Improvements ($/SF)               None
         Months of Free Rent                      None
         Leasing Commissions (cashed-out)         2.8%
         Down Time Between Leases             4 months

Miscellaneous Assumptions
      Credit Loss                               1.0%
      Avg Occupancy Over Projection Period      61% (overall physical occupancy)
      Structural Maintenance/ Reserves ($/SF)   $0.15
      Deferred Maintenance                      $360,000 (Year 1)

Financial Assumptions
      Discount Rate (IRR)                          12.0%
      Terminal Overall Capitalization Rate (R(o))  11.0%
      Costs of Sale                                 3.0%
================================================================================
Source:  CB Commercial Real Estate Group, Inc.
================================================================================


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Discount Rate Selection

Rate selection requires that an appraiser verify and interpret the attitude and expectations of market participants (buyers, sellers, advisors, and brokers, among others). In selecting yield rates at which cash flows are to be discounted, an emphasis is placed on the prospective or forecast yield rates anticipated by typical buyers and sellers. This rate is influenced by many factors, including the degree of apparent risk, market attitudes toward future inflation, the prospective rates of return for alternative investments, the rates of return earned by comparable properties in the past, the supply and demand of mortgage funds, and the availability of tax shelters.

One method for establishing a discount rate for the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists.

This technique is considered to be appropriate for the subject. The results of relevant published investor survey data are summarized in the following table.

================================================================================
                 CB COMMERCIAL 1Q 1996 NATIONAL INVESTOR SURVEY
                     SUMMARY OF INTERNAL RATES OF RETURN FOR
                            CLASS B SHOPPING CENTERS
================================================================================
                                          # of                         Average
Property Type                         Respondents      IRR Range         Rate
================================================================================
Neighborhood Centers                       10         12% - 14.5%      13.1%
Community Centers                          10          12% - 15%       13.4%
================================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The survey indicates a range of discount rates between 12% and 15%, with rates generally clustering in the 12% to 13% range. The subject is an average property which has minimal prospects for income growth over the holding period. Therefore, it would appear that the subject has an average degree risk and the appropriate discount rate is likely to be near the low end of the range indicated in the preceding table. These factors indicate that the appropriate discount rate for the subject would likely fall in the range of 12.0% on the basis of published investor survey data.


--------------------------------------------------------------------------------

                          MIDWAY PLAZA SHOPPING CENTER
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 7/1/96 FOR 11 YEARS

                      FY1997   FY1998   FY1999    FY2000    FY2001    FY2002     FY2003    FY2004    FY2005    FY2006    FY2007
INCOME

MINIMUM RENT:
ALL TENANTS          525,016  509,877  508,447   455,520   491,141    493,070   462,436   500,683   483,080   475,467   524,699
                     -------  -------  -------   -------   -------    -------   -------   -------   -------   -------   -------
TOTAL MINIMUM RENT   525,016  509,877  508,447   455,520   491,141    493,070   462,436   500,683   483,080   475,467   524,699
RECOVERIES:
RE TAX RECOVERY       10,445   10,481    9,619     8,574     8,556      9,122     9,467     9,485     7,984     8,497    10,849
CAM RECOVERY          44,458   43,671   32,975    21,306    18,580     19,991    20,974    21,071    16,503    17,878    24,665
INS RECOVERY             893      857      662       297       254        404       436       283       454       553       494
                     -------  -------  -------   -------   -------    -------   -------   -------   -------   -------   -------
TOTAL RECOVERIES      55,796   55,009   43,256    30,177    27,390     29,517    30,877    30,839    24,941    26,928    36,008
OVERAGE RENT          16,781   17,949   19,128    20,320    21,523     22,738    23,965    25,205    26,457   129,306   133,832
SALES VOLUME (000)     1,168    1,179    1,191     1,203     1,215      1,227     1,240     1,252     1,265     1,293     1,338
                     -------  -------  -------   -------   -------    -------   -------   -------   -------   -------   -------
GROSS RENTAL
 INCOME              597,593  582,835  570,831   506,017   540,054    545,325   517,278   556,727   534,478   631,701   694,539
CREDIT LOSS           (5,976)  (5,828)  (5,708)   (5,060)   (5,401)    (5,453)   (5,173)   (5,567)   (5,345)   (6,317)   (6,945)
OTHER INCOME           1,800    1,827    1,882     1,938     1,996      2,056     2,118     2,182     2,247     2,314     2,384
                     -------  -------  -------   -------   -------    -------   -------   -------   -------   -------   -------
TOTAL INCOME         593,417  578,834  567,005   502,895   536,649    541,928   514,223   553,342   531,380   627,698   689,978

EXPENSES

COMMON AREA MAINT     61,000   62,068   64,240    66,488    68,815     71,224    73,717    76,297    78,967    81,731    84,592
REAL ESTATE TAXES     25,822   26,662   27,595    28,561    29,560     30,595    31,666    32,774    33,921    35,108    36,337
INSURANCE             14,100   14,347   14,849    15,369    15,906     16,463    17,039    17,636    18,253    18,892    19,553
MANAGEMENT FEE        23,737   23,153   22,680    20,116    21,466     21,677    20,569    22,134    21,255    25,108    27,599
GENERAL & ADMIN        5,000    5,088    5,266     5,450     5,641      5,838     6,042     6,254     6,473     6,699     6,934
RESERVES              30,300   30,830   31,909    33,026    34,182     35,378    36,617    37,898    39,225    40,598    42,018
                     -------  -------  -------   -------   -------    -------   -------   -------   -------   -------   -------
TOTAL EXPENSES       159,959  162,148  166,539   169,010   175,570    181,175   185,650   192,993   198,094   208,136   217,033
                     -------  -------  -------   -------   -------    -------   -------   -------   -------   -------   -------
NET OPERATING
 INCOME              433,458  416,686  400,466   333,885   361,079    360,753   328,573   360,349   333,286   419,562   472,945

COMMISSIONS            8,202    9,314   12,202    10,976     1,153      1,966    10,280    15,068     2,213     5,117    13,239
DEFERRED MAINT       360,000        0        0         0         0          0         0         0         0         0         0
                     -------  -------  -------   -------   -------    -------   -------   -------   -------   -------   -------
CASH FLOW             65,256  407,372  388,264   322,909   359,926    358,787   318,293   345,281   331,073   414,445   459,706

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Reversion

The reversionary value of the subject is based on an assumed sale at the end of the holding period based on capitalizing the following year's NOI. Additionally, any capital costs, leasing commissions, and tenant improvements associated with the following year's NOI are deducted. Based on our surveys, reversionary capitalization rates are typically considered to be 0 to 100 basis points higher than going-in capitalization rates on a typical holding period. This is a result of the uncertainty of future economic conditions and the natural aging of the property. In the case of the subject, we feel no premium over the going-in capitalization rate is warranted because of the subject's age and current market position. The appropriate terminal capitalization rate for the reversion is, therefore, estimated to be 11.0%.

DCF Conclusion

The subject's projected cash flow generated via this DCF analysis is shown on the facing page. A value of $3,200,000, or $15.84 per square foot, is suggested for this scenario based on a discount rate of 12.0% and a reversion capitalization rate of 11.0%. Furthermore, 57% of the value is derived from cash flow over the holding period, with the remaining 43% generated from the reversionary sale of the property at the end of the holding period.

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The preceding analysis indicates the following conclusions:


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               INCOME CAPITALIZATION APPROACH VALUES
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Method                                      Indicated Value
=====================================================================
Direct Capitalization                         $3,450,000
Discounted Cash Flow                          $3,200,000
=====================================================================
Source: CB Commercial Real Estate
=====================================================================

We feel that the direct capitalization analysis represents the preferred methodology of potential investors in the market for property such as the subject. However, the DCF model is also employed at times and generally supports the direct capitalization analysis. Therefore, we have correlated at a value between the range indicated by the two methods, with primary emphasis placed on the direct capitalization analysis. As a result, CB Commercial concludes a value for the subject improvements of $3,300,000, or $16.34 per rentable square foot.


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                                   CONCLUSION




                                   CONCLUSION

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                                                                  RECONCILIATION
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                             RECONCILIATION OF VALUE

CB Commercial was instructed to estimate the market value of the leased fee interest in the subject property. The value conclusion for each applicable approach is summarized below.

===========================================================================
                       SUMMARY OF VALUE CONCLUSIONS
===========================================================================
Land Value:                                                  N/A
Cost Approach:                                               N/A
Sales Comparison Approach:                            $3,275,000
Income Capitalization Approach:                       $3,300,000
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Source: CB Commercial Real Estate Group, Inc.
===========================================================================

The Income Capitalization Approach is considered the most persuasive method for valuing the subject property. This approach is predicated on the principle of anticipated economic benefits and therefore, best reflects the investment characteristics of the subject. Properties such as the subject are typically purchased by investors; thus, this approach must closely parallel the anticipated analysis that would be employed by the most typical purchaser.

The Sales Comparison Approach is predicated on the principle that an investor would pay no more for an existing property than for a comparable property with similar utility. This approach is contingent on the reliability and comparability of available data. The data developed was considered sufficiently reliable to reach a value conclusion by the Sales Comparison Approach. However, this method is given secondary consideration in the reconciliation and used as support for the Income Approach.

The Cost Approach is predicated on the principle that an investor would pay no more for an existing property than it would cost to acquire land and construct a building with similar utility. The Cost Approach is not relied upon because estimating developer profit is very subjective and the Marshall Valuation Service cost guide is based on numerous assumptions that may not directly apply to the subject, rendering this method less reliable.
This approach was not utilized in our analysis.

In arriving at the final value conclusion, greatest weight was placed on the Income Capitalization Approach. The final value conclusion and the approach relied upon give strong


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                                                                  RECONCILIATION
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consideration to the market behavior of the typical buyer and current market environment for the property appraised.

Based on the foregoing analysis, it is concluded that the market value as is of the leased fee interest in the subject property, as of July 1, 1996 is:

                  THREE MILLION THREE HUNDRED THOUSAND DOLLARS
                                  ($3,300,000)


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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to total that would adversely affect marketability or value. CB Commercial is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Commercial, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. It is assumed that improvements have been constructed or will be constructed according to approved architectural plans and specifications and in conformance with recommendations contained in or based upon any soils report(s).

      Unless otherwise specifically noted in the body of this report, it is assumed: that any existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are, or will be upon completion, in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that it or they will withstand any known elements such as windstorm, hurricane, tornado, flooding, earthquake, or similar natural occurrences; and, that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Commercial professionals are not engineers and are not competent to judge matters of an engineering nature. CB Commercial has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Commercial by ownership or management; CB Commercial inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Commercial was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Commercial reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Commercial has no knowledge of the existence of such materials on or in the property. CB Commercial, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

      We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Commercial. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new


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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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      construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.

5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Commercial has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Commercial reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Commercial of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Commercial will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CB Commercial assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CB Commercial is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Commercial does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Commercial.

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Commercial to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Also, unless otherwise noted in the body of this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CB Commercial nor may this report or copies hereof be transmitted to third parties without said consent, which consent CB


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                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

      Commercial reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express written consent of CB Commercial which consent CB Commercial reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Commercial shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area of the subject and comparable properties has been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Commercial unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Commercial assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Commercial assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CB Commercial assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Notwithstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Commercial has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Commercial has no specific information relating to this issue, nor is CB Commercial qualified to make


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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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      such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.


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                                    ADDENDA




                                    ADDENDA

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                                                  ADDENDUM A   GLOSSARY OF TERMS
--------------------------------------------------------------------------------

                                   Addendum A

                                GLOSSARY OF TERMS

assessed  value

   Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

cash equivalency

   The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract, coupon, face, or nominal rent

   The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

coupon rent

  See  Contract, Coupon, Face, or Nominal Rent

effective rent

   1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ++ 2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

face rent

   See Contract, Coupon, Face, or Nominal Rent

fee  simple  estate

   Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. ++

floor area ratio (FAR)

   The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. ++

full service lease

   A lease in which rent covers all operating expenses. Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value

   Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

gross building area (GBA)

   The sum of all areas at each floor as measured to the exterior walls.

insurable value

   Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

investment value

   Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be established by an

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                                                  ADDENDUM A   GLOSSARY OF TERMS
--------------------------------------------------------------------------------

   expert on real estate and its value, that is, an appraiser. +

leased fee

   See leased fee estate

leased fee estate

   An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.++

leasehold

   See leasehold estate

leasehold estate

   The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.++

load factor

   The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

market value "as if complete" on the appraisal date

   Market value as if complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

market value "as is" on the appraisal date

   Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

market value

   Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.***

marketing period

   The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. ++

net lease

   Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA)

   1) The area on which rent is computed. 2) The Rentable Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

nominal rent

   See Contract, Coupon, Face, or Nominal Rent

prospective future value "upon completion of construction"

   Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value

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                                                  ADDENDUM A   GLOSSARY OF TERMS
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   estimate at this stage is stated in current dollars unless otherwise indicated.

prospective future value "upon reaching stabilized occupancy"

   Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value estimate at this stage is stated in current dollars unless otherwise indicated.

reasonable exposure time

   The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market. **

rent

   see
   full service lease
   net lease
   contract, coupon, face, or nominal rent
   effective rent

shell space

   Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

Usable Area

   1) The area actually used by individual tenants. 2) The Usable Area of an office is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

use value

   Use value is a concept based on the productivity of an economic good. Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale. +

value appraised

   During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time. See also market value "as is" on the appraisal date market value "as if complete" on the appraisal date prospective future value "upon completion of construction" prospective future value "upon reaching stabilized occupancy"

----------
+     The Appraisal of Real Estate, Tenth Edition, Appraisal Institute, 1992.
++    The Dictionary of Real Estate Appraisal, Third Edition, 1993.
*** The office of the Comptroller of the Currency, 12 CFR Part 34, Subpart C, ss.34.42(f), August 24, 1990. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.
* 1990 BOMA Experience Exchange Report, Income/Expense Analysis for Office Buildings (Building Owners and Managers Association, 1990)
** Statement on Appraisal Standard No. 6, Appraisal Standards Board of The Appraisal Foundation, September 19, 1992.

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                                     ADDENDUM B   ADDITIONAL SUBJECT PHOTOGRAPHS
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                       EXTERIOR VIEW OF OUTPARCEL BUILDING
--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                      EXTERIOR VIEW OF OUTPARCEL BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
                                                  ADDENDUM C   LEGAL DESCRIPTION
--------------------------------------------------------------------------------

                                   Addendum C

                                LEGAL DESCRIPTION


--------------------------------------------------------------------------------

================================================================================

                                LEGAL DESCRIPTION

      ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN SECTION 15. TOWNSHIP 19 NORTH, RANGE 26 EAST, OPELIKA, LEE COUNTY, ALABAMA AND BEING PARTICULARLY DESCRIBED AS FOLLOWS;

      STARTING AT THE NORTHWEST CORNER OF SECTION 15, TOWNSHIP 19 NORTH, RANGE 28 EAST; THENCE EAST 820.52'; THENCE SOUTH 2983.87' TO A POINT ON THE EASTERLY RIGHT OF WAY OF SPEEDWAY DRIVE, SAID POINT BEING THE NORTHWEST CORNER AND THE TRUE POINT OF BEGINNING OF THE LAND HEREIN DESCRIBED; THENCE S 89(DEGREE) 30' E, 1133.50' TO A POINT; THENCE S 00(DEGREE) 30' W, 43.00' TO A POINT; THENCE S 89(DEGREE) 30' E 100.00' TO A POINT ON THE WESTERLY RIGHT OF WAY OF MIDWAY DRIVE; THENCE ALONG AND WITH THE WESTERLY RIGHT OF WAY OF MIDWAY DRIVE S 00(DEGREE) 30' W, 407.70' TO A POINT; THENCE LEAVING SAID RIGHT OF WAY LINE N 89(DEGREE) 30' W, 150.30' TO A POINT; THENCE S 00(DEGREE) 30' W, 310.50' TO A POINT ON THE NORTHERLY LINE OF U.S. HIGHWAY 29 (PEPPERELL PARKWAY); THENCE ALONG AND WITH THE NORTHERLY RIGHT OF WAY OF U.S. HIGHWAY 29 (PEPPERELL PARKWAY) S 74(DEGREE) 56' W, 299.60' TO A POINT; THENCE SOUTHWESTERLY ALONG A CURVE TO THE LEFT THROUGH THE FOLLOWING COURSES; S 73(DEGREE) 15' W, 100.00'; S 70(DEGREE) 14' W, 100.00'; S 66(DEGREE) 12' W, 100.00'; S 62 (DEGREE) 44' W, 89.60'; S 58
(DEGREE) 40' W, 128.90; S 54 (DEGREE) 45' W, 100.00' TO A POINT MARKING THE INTERSECTION OF THE NORTHERLY RIGHT OF WAY OF U.S. HIGHWAY 29 (PEPPERELL PARKWAY) AND THE NORTHWESTERLY RIGHT OF WAY OF SPEEDWAY DRIVE; THENCE ALONG AND WITH THE NORTHEASTERLY RIGHT OF WAY OF SPEEDWAY DRIVE N 34(DEGREE) 21' W, 208.40' TO A POINT; THENCE ALONG AND WITH THE NORTHEASTERLY RIGHT OF WAY OF SPEEDWAY DRIVE N 64(DEGREE) 19' W, 12.25' TO A POINT; THENCE LEAVING SAID RIGHT OF WAY LINE N 02(DEGREE) 42' E, 879.60' TO A POINT; THENCE N 89(DEGREE) 30'W, 150.10' TO A POINT ON THE EASTERLY RIGHT OF WAY OF SPEEDWAY DRIVE; THENCE ALONG AND WITH THE EASTERLY RIGHT OF WAY OF SPEEDWAY DRIVE N 02(DEGREE) 42' E, 60.00' TO THE TRUE POINT OF BEGINNING.

      TRACT CONTAINS 21.725 ACRES.

      TRACT IS BOUNDED ON THE NORTH BY LONG SUBDIVISION AND LAWLER PROPERTY, ON THE EAST BY MIDWAY DRIVE, EAGLE FEDERAL SAVINGS AND LOAN ASSOCIATION, SAXON OIL [ILLEGIBLE] THE SOUTH BY EAGLE FEDERAL SAVINGS AND LOAN ASSOCIATION, U.S. HIGHWAY 29 (PEPPERELL PARKWAY), AND ON THE WEST BY SPEEDWAY DRIVE AND LONG SUBDIVISION.

================================================================================

================================================================================
                                                          ADDENDUM D   RENT ROLL
--------------------------------------------------------------------------------

                                   Addendum D

                                    RENT ROLL


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Detail Rent Roll                   Page:  14
                                MIDWAY PLAZA                      Date: 05/14/96
Report Date: 05/14/96                                             Time: 13:42:59
--------------------------------------------------------------------------------

                                          Rent Dates
Suite                                  Commence   Expire      Square   Monthly  Annual  ----Cost Recovery  -- Expense
No.     Tenant Name                    Start                 Footage  Base Rent Rate/SF Description  Monthly   Stop
----------------------------------------------------------------------------------------------------------------------
00010   INTERCEL                       02/01/94   01/31/99    5,730   2,148.75   4.50
                                       02/01/94


0002*   BARGAIN TOWN STORE #919        09/27/90   01/31/98   15,000   3,333.33   2.67
                                       09/27/90
00030   HANCOCK FABRIC                 10/07/88   10/31/98    9,000   2,250.00   3.00
                                       10/07/88
00040   CITY FINANCE CO. OF ALABAMA    10/15/93   10/14/98    2,000   1,000.00   6.00
                                       10/15/93


00050   SOUTHERN ANGLERS               04/22/96   04/30/97    2,000     900.00   5.40
                                       04/22/96


00060   CAROL'S STYLING                01/01/81   12/31/96    1,250     520.84   5.00
                                       01/01/81


0007A   AL. DEPT. OF HUMAN RESOURCES   01/02/94   12/31/98    4,000   2,000.00   6.00
                                       01/02/94
0014A   GENERAL SERVICES ADMINISTRAT   09/01/91   08/31/96    4,583   3,974.09  10.41
                                       09/01/91
0014B   ALAMBAMA MEDICAID AGENCY       12/12/91   12/31/96    3,000   1,562.50   6.25
                                       12/12/91
00190   SINGER CENTER                  11/01/81   12/31/96    3,000     550.00   2.20
                                       11/01/81
0020*   MIDWAY DENTAL                  09/01/91   12/31/96    2,935   1,186.23   4.85
                                       09/01/91


00250   EASTWYNN THEATRES              03/21/85   06/30/05   25,238   9,548.37   4.54
                                       06/28/85


00270   OLAN MILLS                     11/01/84   04/30/97    1,050     568.75   6.50
                                       11/01/84



Suite                                   ---- Other Income ---  ---- Future Rent Increases --
No.     Tenant Name                     Description  Monthly    Date   Monthly Amt.   Per Sf
--------------------------------------------------------------------------------------------
00010   INTERCEL                         MAINTENANC     209.97   02/01/97  2,387.50  5.00
                                         REAL ESTAT      71.63   02/01/98  2,626.25  5 50
                                                   -----------
                                                        281.60
0002*   BARGAIN TOWN STORE #919

00030   HANCOCK FABRIC

00040   CITY FINANCE CO. OF ALABAMA      MAINTENANC     125.00
                                         REAL ESTAT      20.73
                                                   -----------
                                                        145.73

00050   SOUTHERN ANGLERS                 MAINTENANC      75.00   05/01/97    966.67   5.80
                                         REAL ESTAT      25.00
                                                   -----------
                                                        100.00

00060   CAROL'S STYLING                  MAINTENANC      43.05
                                         REAL ESTAT      12.96
                                                   -----------
                                                         56.01
0007A   AL. DEPT. OF HUMAN RESOURCES                             01/01/97  2,166.67   6.50

0014A   GENERAL SERVICES ADMINISTRAT

0014B   ALAMBAMA MEDICAID AGENCY

00190   SINGER CENTER                    MAINTENANC      46.82

0020*   MIDWAY DENTAL                    NAINTENANC      87.00
                                         REAL ESTAT      37.90
                                                   -----------
                                                        124.90

00250   EASTWYNN THEATRES                MAINTENMIC     795.67
                                         REAL ESTAT     261.64
                                                   -----------
                                                      1,057.31

00270   OLAN MILLS                       MAINTENAN       17.50
                                         REAL ESTAT      21.02
                                                   -----------
                                                         38.52

--------------------------------------------------------------------------------
                               Detail Rent Roll                   Page:  14
                                MIDWAY PLAZA                      Date: 05/14/96
Report Date: 05/14/96                                             Time: 13:44:09
--------------------------------------------------------------------------------

                                          Rent Dates
Suite                                  Commence   Expire      Square   Monthly  Annual  ----Cost Recovery  -- Expense
No.     Tenant Name                    Start                 Footage  Base Rent Rate/SF Description  Monthly   Stop
---------------------------------------------------------------------------------------------------------------------
0030A   DOLLAR GENERAL STORES - #160   11/25/94   11/30/99    7,300   1,750.00   2.88
                                       11/25/94
28290   THE THRIFTY NICKLE             08/01/94   09/30/99    1,750     875.00   6.00
                                       10/01/94
00180   BEN FRANKLIN CRAFTS            11/08/95   11/30/05   30,000   7,500.O0   3.0O
                                       11/08/95


00100   CHILD CARE RESOURCE CENTER     01/01/96   12/31/97    5,200   2,491.67   5.75
                                       01/01/96


---------------------------------------------------------------------------------------------------------------------
        Total Building                  Occupied Sqft: 61%  123,036  42,159.53                         0.00
                                       Available Sqft: 39%   78,940
                                           Total Sqft:      201,976
---------------------------------------------------------------------------------------------------------------------

Suite                                  ---- Other Income ---  ---- Future Rent Increases ---
No.     Tenant Name                    Description  Monthly    Date   Monthly Amt.   Per Sf.
--------------------------------------------------------------------------------------------
0030A   DOLLAR GENERAL STORES - #160    MAINTENANC    152.08

28290   THE THRIFTY NICKLE                                      10/01/97  1,O20.83  7.00

00180   BEN FRANKLIN CRAFTS             MAINTENANC   1,215.71   12/01/00  8,125.00  3.25
                                        REAL ESTAT     375.00   12/01/05  9,375.00  3.75
                                                  -----------   12/01/10 10,625.00  4.25
                                                     1,590.71
00100   CHILD CARE RESOURCE CENTER                              01/01/97  2,600.00  6.00
                                                                01/01/98  2,708.33  6.25
                                                                01/01/99  2,816.67  6.50

------------------------------------------------------------
        Total Building                              3,593.68


------------------------------------------------------------

================================================================================
                                    ADDENDUM E   HISTORICAL OPERATING STATEMENTS
--------------------------------------------------------------------------------


                                   Addendum E

                         HISTORICAL OPERATING STATEMENTS

Mark Centers Trust
Net operating income for
the mortgaged properties

================================================================================
                                     Midway
================================================================================

                                                                              For the years ended December 31,
                               1st Qtr 96   9 months
                                 Actuals      budget    Total 1996          1995             1994            1993
                                 -------      ------    ----------          ----             ----            ----
Income
Rent                            $123,623     $374,172   $497,795        $502,100        $472,055         $446,734
Percentage rents                       0       16,800     16,800          14,229           6,928            7,556
Common area maintenance            9.405       35,247     44,652          22,721          20,526           11,076
Real estate tax                    1,884        9,898     11,782           6,804           9,944            6,850
Utility                                0            0          0               0               0              244
Insurance                            106          729        835             415             904              527
Ground rent                            0            0          0               0               0                0
Other                                520          342        862           2,106           1,831            2,266
                               ----------------------------------------------------------------------------------
Total income                     135,538      437,188    572,726         548,375         512,188          475,254
                               ----------------------------------------------------------------------------------

Expenses
Landscaping                            0          450        450           1,527             522              530
Cleaning                           2,662       11,725     14,387          13,907          12,464           13,389
Utilities                          3,689       10,575     14,264          13,230          10,794           12,058
Security                               0            0          0               0               0                0
Maint. and repairs                20,563       11,350     31,913          14,937          46,442           (2,423)
Real estate tax                    6,360       20,997     27,357          24,801          28,325           26,678
Insurance                          3,012       11,079     14,091          14,895          17,596           19,700
Provision for bad debt                 0        4,797      4,797               0               0            3,564
Salaries and wages                     0            0          0             349               0                0
Ground rent                            0            0          0               0               0                0
Professional fees                    581            0        581           3,080               0            2,292
Other                           (110,775)       1,350   (109,425)          2,488           4,987            3,821
                               ----------------------------------------------------------------------------------
Total expenses                   (73,908)      72,323     (1,585)         89,214         121,130           79,610
                               ----------------------------------------------------------------------------------
Net operating income            $209,446     $364,865   $574,311        $459,161        $391,058         $395,644
                               =================================================================================

Note: Capital expenditures is provided
      under section B of Exhibit A

                                    05/16/96

================================================================================
                                          ADDENDUM F   COMPARABLE IMPROVED SALES
--------------------------------------------------------------------------------



                                   Addendum F

                            COMPARABLE IMPROVED SALES



--------------------------------------------------------------------------------

                                                                 RETAIL SALE   1
================================================================================

Location Data
        Property Name:                   Broad Street Center
        Location:                        NW Broad Street and W. Clark Boulevard
        City:                            Murfreesboro
        County:                          Rutherford
        State/Zip:                       Tennessee
        Assessor's Parcel No(s):         N/A
        Atlas Reference:                 N/A

Physical Data
        Type:                            Community
        Land Area:                       N/A
        Excess Land:                     N/A
        Gross Leasable Area:
          Anchors:
                K-Mart                   103,171 SF
                Big Lots                 29,888 SF
                Walgreens                9,824 SF
             Local Tenant GLA:           38,226 SF
             Anchor Tenant GLA:          142,883 SF
             Total GLA:                  181,109 SF
             GLA Purchased:              181,109 SF
        Year Built:                      1975
        Parking:                         Adequate surface
        Condition:                       Good
        Exterior Walls:                  Masonry

Sale Data
        Transaction Type:                Sale
        Date of Transaction:             08/95
        Marketing Time:                  N/A
        Grantor:                         Brinkley & Associates
        Grantee:                         Meridan Realty Company
        Document No.:                    N/A
        Sale Price:                      $5,300,000
        Financing:                       Cash to Seller
        Cash Equivalent Price:           $5,300,000
        Required Capital Cost:           $0
        Adjusted Sales Price:            $5,300,000
        Verification:                    Withheld Upon Request

Financial Data
        Assumptions & Forecast:          Buyer
        Occupancy at Sale:               100%
        Existing or Pro Forma Income:    Existing
                                                     TOTAL      P.S.F.
                                                  ---------     -------
        Potential Gross Income:                    $862,342      $4.76
        Vacancy and Credit Loss:                    $60,364      $0.33
        Effective Gross Income:                    $801,978      $4.43
        Expenses:                                  $208,378      $1.15
        Net Operating Income:                      $593,600      $3.28

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                 RETAIL SALE   1
================================================================================

Analysis
        Buyers Underwriting Criteria:             Direct Cap
        Overall Capitalization Rate (OAR):        11.20%
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        6.61
        Operating Expense Ratio (OER):            25.98%
        Price Per Square Foot:                    $29.26

Comments

       This center is located in northwest Murfreesboro and has good access, exposure, and market appeal. The center was constructed as an enclosed mall in 1975 and renovated as an open-air community center in 1992. Occupancy at the time of sale was 100% however, Walgreens is due to vacate relatively soon.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                 RETAIL SALE   2
================================================================================

Location Data
        Property Name:                    Spring Mill Village
        Location:                         6011 Memorial Drive
        City:                             Tucker
        County:                           Dekalb
        State/Zip:                        Georgia
        Assessor's Parcel No(s):          18-72-2-71
        Atlas Reference:                  N/A

Physical Data
        Type:                             Neighborhood
        Land Area:                        14.74 Acres
        Excess Land:                      None
        Gross Leasable Area:
          Anchors:
              Marshalls                   27,840 SF
              Old Country Buffet          10,848 SF
            Local Tenant GLA:             60,912 SF
            Anchor Tenant GLA:            38,688 SF
            Total GLA:                    99,600 SF
            GLA Purchased:                99,600 SF
        Year Built:                       1974
        Parking:                          647 surface spaces
        Condition:                        Average
        Exterior Walls:                   Masonry


Sale Data
        Transaction Type:                 Sale
        Date of Transaction:              7/95
        Marketing Time:                   N/A
        Grantor:                          Copley Real Estate Advisors/New
                                            England Mutual
        Grantee:                          Mimms Enterprises
        Document No.:                     DB 8611 P 522
        Sale Price:                       $3,900,000
        Financing:                        Cash to Seller
        Cash Equivalent Price:            $3,900,000
        Required Capital Cost:            $0
        Adjusted Sales Price:             $3,900,000
        Verification:                     Eric Zimmerman - Broker

Financial Data
        Assumptions & Forecast:           Buyer
        Occupancy at Sale:                95%
        Existing or Pro Forma Income:     Existing
                                                      TOTAL       P.S.F.
                                                    --------    --------
        Potential Gross Income:                     $466,819      $4.69
        Vacancy and Credit Loss:                     $37,346      $0.37
        Effective Gross Income:                     $429,473      $4.31
        Expenses:                                    $21,474      $0.22
        Net Operating Income:                       $407,999      $4.10


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                 RETAIL SALE   2
================================================================================

Analysis

        Buyers Underwriting Criteria:             Direct Cap
        Overall Capitalization Rate (OAR):        10.46 %
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        9.08
        Operating Expense Ratio (OER):            5.00 %
        Price Per Square Foot:                    $39.16


Comments

       This center is located in an older retail area of metropolitan Atlanta. It has average access and visibility.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                 RETAIL SALE   3
================================================================================

Location Data
      Property Name:                   Village Shopping Center
      Location:                        West Spring Street & Breedlove Drive
      City:                            Monroe
      County:                          Walton
      State/Zip:                       Georgia
      Assessor's Parcel No(s):         N/A
      Atlas Reference:                 N/A

Physical Data
      Type:                            Neighborhood
      Land Area:                       10.00 Acres
      Excess Land:                     None
      Gross Leasable Area:
         Anchors:
      Winn-Dixie                       29,888 SF
      Heilig Myers                     24,768 SF
      Eckerd Drugs                     7,472 SF
      Local Tenant GLA:                37,872 SF
      Anchor Tenant GLA:               62,128 SF
      Total GLA:                       100,000 SF
      GLA Purchased:                   100,000 SF
      Year Built:                      1975
      Parking:                         900 surface spaces
      Condition:                       Average
      Exterior Walls:                  Masonry

Sale Data
      Transaction Type:                Sale
      Date of Transaction:             5/95
      Marketing Time:                  N/A
      Grantor:                         G.D.B. Associates
      Grantee:                         Old Colony Associates
      Document No.:                    N/A
      Sale Price:                      $2,500,000
      Financing:                       Cash To Seller
      Cash Equivalent Price:           $2,500,000
      Required Capital Cost:           $75,000
      Adjusted Sales Price:            $2,575,000
      Verification:                    N/A

Financial Data
      Assumptions & Forecast:          Buyer
      Occupancy at Sale:               100%
      Existing or Pro Forma Income     Pro Forma
                                                   TOTAL     P.S.F.
                                               ---------     ------
      Potential Gross Income:                   $428,694      $4.29
      Vacancy and Credit Loss:                   $42,869      $0.43
      Effective Gross Income:                   $385,825      $3.86
      Expenses:                                  $81,726      $0.82
      Net Operating Income:                     $304,099      $3.04


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                 RETAIL SALE   3
================================================================================

Analysis

        Buyers Underwriting Criteria:             Direct Cap and DCF
        Overall Capitalization Rate (OAR):        11.81%
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        6.67
        Operating Expense Ratio (OER):            21.18%
        Price Per Square Foot:                    $25.75

Comments

       Deferred maintenance of $75,000 was neccesary for ADA requirements and miscellaneous repairs to the parking lot and roof.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                 RETAIL SALE   5
================================================================================

Location Data
        Property Name:                     Priest Lake Plaza
        Location:                          SWC Of Murfreesboro Road At Bell Road
        City:                              Nashville
        County:                            Davidson
        State/Zip:                         Tennessee
        Assessor's Parcel No(s):           149-0-235
        Atlas Reference:                   N/A

Physical Data
        Type:                              Neighborhood
        Land Area:                         8.73 Acres
        Excess Land:                       None
        Gross Leasable Area:
          Anchors:
              Kroger                       30,975 SF
              Super X                      13,280 SF
            Local Tenant GLA:              55,745 SF
            Anchor Tenant GLA:             44,255 SF
            Total GLA:                     100,000 SF
             GLA Purchased:                100,000 SF
        Year Built:                        1977
        Parking:                           Adequate surface
        Condition:                         Average
        Exterior Walls:                    Masonry

Sale Data
        Transaction Type:                  Sale
        Date of Transaction:               12/93
        Marketing Time:                    N/A
        Grantor:                           Bank One, Lexington, NAE
        Grantee:                           PL Nashville Limited Partnership
        Document No.:                      DB 9200 P 558
        Sale Price:                        $2,310,000
        Financing:                         Cash to Seller
        Cash Equivalent Price:             $2,310,000
        Required Capital Cost:             $0
        Adjusted Sales Price:              $2,310,000
        Verification:                      Ed Brown, Broker-Eden & Avant

Financial Data

        Assumptions & Forecast:            Buyer
        Occupancy at Sale:                 78%
        Existing or Pro Forma Income:      Pro Forma
                                                        TOTAL      P.S.F.
                                                    ---------     -------
        Potential Gross Income:                           N/A       N/A
        Vacancy and Credit Loss:                          N/A       N/A
        Effective Gross Income:                           N/A       N/A
        Expenses:                                         N/A       N/A
        Net Operating Income:                        $286,000      $2.86


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                 RETAIL SALE   4
================================================================================

Location Data
        Property Name:                     Cross Country Plaza
        Location:                          I-85 & Macon Road
        City:                              Columbus
        County:                            Muscogee
        State/Zip:                         Georgia
        Assessor's Parcel No(s):           N/A
        Atlas Reference:                   N/A

Physical Data
        Type:                              Community
        Land Area:                         35.50 Acres
        Excess Land:                       None
        Gross Leasable Area:
         Anchors:
             Service Merchandise
             Talbot's
             Blockbuster Video
             Fashion Bug
           Local Tenant GLA:               N/A
           Anchor Tenant GLA:              N/A
           TotaI GLA:                      N/A
           GLA Purchased:                  337,360 SF
        Year Built:                        1968
        Parking:                           2,500 surface spaces
        Condition:                         Average
        Exterior Walls                     Masonry

Sale Data
        Transaction Type:                  Sale
        Date of Transaction:               2/95
        Marketing Time:                    N/A
        Grantor:                           Cross Country Shopping, Inc (The
                                           Dial Companies)
        Grantee:                           Columbus Cross Country (TCW Asset
                                           Mgmt Co.)
        Document No.:                      DB 4205 P 285
        Sale Price:                        $10,000,000
        Financing:                         Cash to Seller
        Cash Equivalent Price:             $10,000,000
        Required Capital Cost:             $0
        Adjusted Sales Price:              $10,000,000
        Verification:                      Grantor & Deed Records

Financial Data

        Assumptions & Forecast:            Buyer
        Occupancy at Sale:                 87%
        Existing or Pro Forma Income:      Existing
                                                        TOTAL      P.S.F.
                                                   ----------    --------
        Potential Gross Income:                           N/A       N/A
        Vacancy and Credit Loss:                          N/A       N/A
        Effective Gross Income:                           N/A       N/A
        Expenses:                                         N/A       N/A
        Net Operating Income:                      $1,096,420      $3.25


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                 RETAIL SALE   4
================================================================================

Analysis

        Buyers Underwriting Criteria:             Direct Cap
        Overall Capitalization Rate (OAR):        10.96 %
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        N/A
        Operating Expense Ratio (OER):            N/A %
        Price Per Square Foot:                    $29.64

Comments

       The center is located across Macon Highway from the Columbus Square Mall at one of the busiest intersections in Columbus. The existing vacancy is generally the least desirable space in the center. The property includes five outparcels, including a movie theater, a bank and two restaurants. Access and visibility are good.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                 RETAIL SALE   5
================================================================================

Analysis

        Buyers Underwriting Criteria:             Direct Cap
        Overall Capitalization Rate (OAR):        12.38 %
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        N/A
        Operating Expense Ratio (OER):            N/A %
        Price Per Square Foot:                    $23.10

Comments

       The Kroger and Super X tenants both have rental rates of $3.35 per square foot. Other leases range from $8.00 to $14.85 per square foot, and typically average $11.00 per square foot. The broker verifying the sale said the net operating income of $286,000 might be slightly overstated, but was consistant with the purchaser's forecast.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

================================================================================
                                                   ADDENDUM G   RENT COMPARABLES
--------------------------------------------------------------------------------



                                   Addendum G

                                RENT COMPARABLES


--------------------------------------------------------------------------------

                                                   RETAIL RENT COMPARABLE      1
================================================================================

Location Data
        Property Name:               Pepperell Corners
        Location:                    NWC Of Pepperell Parkway @ Highway 280
        City:                        Opelika
        County:                      Lee
        State/Zip:                   Alabama
        Assessors Parcel No(s):      N/A
        Atlas Reference:             N/A

Physical Data
        Type:                        Community
        Gross Leaseable Area:        305,000 SF
        Year Built:                  1993
        Exterior Walls:              Masonry
        Condition:                   Good
        Anchor Tenant:               Wal-Mart Lowes, Winn-Dixie, Goody's
        Parking:                     Adequate surface

Lease Data
       Occupancy:
         Local:                      100%
         Overall:                    100%
        Typical Size:                1,500 SF
        Term:                        5 years
        Base Rent Per Square Foot:   $10.00 - $12.00
        Rent Escalations:            Negotiable
        Basis:                       Net
        Expense Pass-Through:        Triple Net
        Free Rent (months):          None
        Tenant Improvement:          Minimal
        Leasing Agent:               JDN Enterprises
        Phone No.:                   (404)262-3252
        Survey Date:                 7/96


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                   RETAIL RENT COMPARABLE      1
================================================================================

Comments

      Good quality center with good access and visibility. The center represents the most recently constructed shopping center in this market.



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                                  CB COMMERCIAL

                                                   RETAIL RENT COMPARABLE      2
================================================================================

Location Data
        Property Name:                Flint's Crossing
        Location:                     SEC Of Highway 29 @ University Drive
        City:                         Auburn
        County:                       Lee
        State/Zip:                    Alabama
        Assessor's Parcel No(s):      N/A
        Atlas Reference:              N/A

Physical Data
        Type:                         Neighborhood
        Gross Leaseable Area:         88,000 SF
        Year Built:                   1988
        Exterior Walls:               Masonry
        Condition:                    Good
        Anchor Tenant:                Food Max, Harco Drugs
        Parking:                      Adequate surface

Lease Data
       Occupancy:
         Local:                       100%
         Overall:                     100%
        Typical Size:                 1,500 SF
        Term:                         3-5 years
        Base Rent Per Square Foot:    $10.00 - $12.00
        Rent Escalations:             Negotiable
        Basis:                        Net
        Expense Pass-Through:         Triple Net
        Free Rent (months):           None
        Tenant Improvement:           Negotiable
        Leasing Agent:                Land Locators
        Phone No.:                    (205)821-0928
        Survey Date:                  7/96


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                   RETAIL RENT COMPARABLE      2
================================================================================

Comments

      Good quality center with good access and visibility from both roads.



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                                  CB COMMERCIAL

                                                   RETAIL RENT COMPARABLE      3
================================================================================

Location Data
        Property Name:                   Food World Center
        Location:                        Highway 280 North Of Interstate 85
        City:                            Opelika
        County:                          Lee
        State/Zip:                       Alabama
        Assessor's Parcel No(s):         N/A
        Atlas Reference:                 N/A

Physical Data
        Type:                            Neighborhood
        Gross Leaseable Area:            110,000 SF
        Year Built:                      1970
        Exterior Walls:                  Masonry
        Condition:                       Fair
        Anchor Tenant:                   Food World, Bud's Discount City
        Parking:                         Adequate surface

Lease Data
       Occupancy:
         Local:                          85%
         Overall:                        95%
        Typical Size:                    2,000 SF
        Term:                            3 years
        Base Rent Per Square Foot:       $3.50 - $8.00
        Rent Escalations:                Flat
        Basis:                           Net
        Expense Pass-Through:            Triple Net
        Free Rent (months):              None
        Tenant Improvement:              As Is
        Leasing Agent:                   Helms-Roark
        Phone No.:                       (205)264-1102
        Survey Date:                     7/96


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                   RETAIL RENT COMPARABLE      3
================================================================================

Comments

     This is the second oldest shopping center in this market. Wal-Mart was previously the anchor tenant, but they were replaced by Bud's Discount City when Wal-Mart relocated to Pepperell Corners. The center has good access and visibility primarily due to its proximity to the interstate.



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                                  CB COMMERCIAL

                                                   RETAIL RENT COMPARABLE      4
================================================================================

Location Data
        Property Name:                          Corner Village
        Location:                               NEC Of Dean Road & Glenn Avenue
        City:                                   Auburn
        County:                                 Lee
        State/Zip:                              Alabama
        Assessor's Parcel No(s):                N/A
        Atlas Reference:                        N/A

Physical Data
        Type:                                   Neighborhood
        Gross Leaseable Area:                   62,300 SF
        Year Built:                             1978
        Exterior Walls:                         Masonry
        Condition:                              Average
        Anchor Tenant:                          Kroger
        Parking:                                Adequate surface

Lease Data
     Occupancy:
         Local:                                 100%
         Overall:                               100%
        Typical Size:                           1,200 SF
        Terrn:                                  3 years
        Base Rent Per Square Foot:              $7.00 - $9.00
        Rent Escalations:                       Negotiable
        Basis:                                  Net
        Expense Pass-Through:                   Triple Net
        Free Rent (months):                     None
        Tenant Improvement:                     Negotiable
        Leasing Agent:                          Faison, Inc.
        Phone No.:                              (770)955-4343
        Survey Date:                            7/96


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                   RETAIL RENT COMPARABLE      3
================================================================================

Comments

      This center was renovated in 1989 and has average market appeal. It has good access and location in a heavily developed residential area.



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                                  CB COMMERCIAL

================================================================================
                                                   ADDENDUM H   PRO-JECT REPORTS
--------------------------------------------------------------------------------



                                   Addendum H

                                PRO-JECT REPORTS



--------------------------------------------------------------------------------

                          MIDWAY PLAZA SHOPPING CENTER
                           PROJECT ASSUMPTIONS REPORT
                                EXCLUDING TENANTS

BUILDING PROLOGUE

LEASEHOLD ANALYSIS OF MIDWAY PLAZA SHOPPING CENTER BEGINNING 7/1996 FOR 13 YEARS ON A FISCAL YEAR BASIS


AREA MEASURES

GRSF
1996 VALUE -    201,976
THEREAFTER -  CONSTANT

OCSF
1996 VALUE -    125,169
1997 VALUE -    129,919
1998 VALUE -    122,369
1999 VALUE -    120,653
2000 VALUE -    124,554
2001 VALUE -    129,203
2002 VALUE -    127,026
2003 VALUE -    115,363
2004 VALUE -    128,186
2005 VALUE -    102,504
2006 VALUE -    119,886
2007 VALUE -    129,919
2008 VALUE -    125,119
THEREAFTER -  CONSTANT

CAML
1996 VALUE -    51,698
THEREAFTER -  CONSTANT


GROWTH RATES

RNTG
1996 VALUE -        0.00
1997 VALUE -        3.00
THEREAFTER - CONSTANT

EXPG
1996 VALUE -        3.00
1997 VALUE -        3.50
THEREAFTER - CONSTANT

COMN
1996 VALUE -        4.00
THEREAFTER - CONSTANT

COMR
1996 VALUE -        2.00
THEREAFTER - CONSTANT

COMS
+40.0% OF CONN +60.0% OF COMR

MARKET RATES
RNT1
1996 VALUE -        3.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

TIAN
1996 VALUE -        0.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

TIAS
+35.0% OF TIAN

FRER
1996 VALUE -        3.00
THEREAFTER - CONSTANT

RNT2
1996 VALUE -        4.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

\\//
CONSTANT

\/\/
CONSTANT


MISCELLANEOUS INCOMES

OTHER INCOME
1996 VALUE -       1,800
THEREAFTER - GROWING AT GROWTH RATE RNTG


EXPENSES

COMMON AREA MAINT, REFERRED TO AS CAME
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -    61,000
1997 VALUE -    61,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

REAL ESTATE TAXES , REFERRED TO AS TAXE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -    25,440
THEREAFTER - GROWING AT GROWTH RATE EXPG

INSURANCE          , REFERRED TO AS INSE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -    14,100
1997 VALUE -    14,100
THEREAFTER - GROWING AT GROWTH RATE EXPG

CAM & INS REC BASE, REFERRED TO AS C&IB
AN INFORMATIONAL EXPENSE
+100.0% OF CAME+100.0% OF INSE

MANAGEMENT FEE      , REFERRED TO AS MGMT
CHARGED AGAINST NET OPERATING INCOME
4.00% OF EFFECTIVE GROSS INCOME

GENERAL & ADMIN   , REFERRED TO AS G&AE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     5,000
1997 VALUE -     5,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

RESERVES           , REFERRED TO AS RESE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -    30,300
1997 VALUE -    30,300

THEREAFTER - GROWING AT GROWTH RATE EXPG

\\\/
AN INFORMATIONAL EXPENSE
CONSTANT


VACANCY ALLOWANCE

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE -        1.00
THEREAFTER - CONSTANT


MANAGEMENT FEE

NONE


COMMISSION CALCULATIONS

STANDARD METHOD  #1  - 0.000%  OF TOTAL RENT

STANDARD METHOD  #2  - 0.000%  OF TOTAL RENT

STANDARD METHOD  #3  - 0.000%  OF TOTAL RENT

STANDARD METHOD  #4  - 0.000%  OF TOTAL RENT

STANDARD METHOD  #5  - 0.000%  OF TOTAL RENT


COMMISSION PAYOUTS

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


ALTERATION CALCULATION

NONE


ALTERATION PAYOUTS

STANDARD METHOD #1 - CASHED OUT
STANDARD METHOD #2 - CASHED OUT
STANDARD METHOD #3 - CASHED OUT
STANDARD METHOD #4 - CASHED OUT
STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL

NONE


CAPITAL EXPENDITURES

DEFERRED MAINT
1996 VALUE -     360,000
1997 VALUE -        0.00
THEREAFTER - CONSTANT


PRIMARY CLASSIFICATION CODES

NONE


SECONDARY CLASSIFICATION CODES

NONE


COST CENTERS
   100 -    CAM RECOVERY
   200 -    RE TAX RECOVERY
   300 -    INS RECOVERY


 SALES VOLUME PROFILE
          PERCENT OF         RELATIVE
 MONTH    ANNUAL SALES        VOLUME
 -----    ------------        ------
  JAN          8.33%           1.00
  FEB          8.33%           1.00
  MAR          8.33%           1.00
  APR          8.33%           1.00
  MAY          8.33%           1.00
  JUN          8.33%           1.00
  JUL          8.33%           1.00
  AUG          8.33%           1.00
  SEP          8.33%           1.00
  OCT          8.33%           1.00
  NOV          8.33%           1.00
  DEC          8.33%           1.00

 TOTALS      100.00%          12.00


GLOBAL RECOVERIES

NETR
ASSIGNED TO COST CENTER    100 - CAM RECOVERY
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
THEREAFTER     - GROWING AT GROWTH RATE EXPG
CAP            - MARKET RATE FRER

INSURANCE           , REFERRED TO AS INSR
ASSIGNED TO COST CENTER     100 - CAM RECOVERY

PRO RATA SHARE RECOVERY OF EXPENSE INSE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM & TAX RECOVERY, REFERRED TO AS CAMS
ASSIGNED TO COST CENTER    100 - CAM RECOVERY
PRO RATA SHARE RECOVERY OF EXPENSE \\\/
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GRSF
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH


TENANT PROLOGUE

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET


REFERENCE TENANTS

NONE

                          MIDWAY PLAZA SHOPPING CENTER
                                 TENANT REGISTER

                   TENANT                         SQUARE FEET     BEGIN DATE     END DATE
-----------------------------------------         -----------     ----------     --------
#  1 - SUITE 180      BEN FRANKLIN CRAFT             30,000         10/1995       1/2005
#  2 - SUITE 180      CARMIKE CINEMA                 25,238          7/1985       6/2005
#  3 - SUITE 15000    BARGAIN TOWN                   15,000         10/1990       1/1998
#  4 - SUITE 30       HANCOCK FABRIC                  9,000         10/1988      10/1998
#  5 - SUITE 100      CHILD CARE RES CTR              5,200          1/1996      12/1997
#  6 - SUITE 50       SOUTHERN ANGLERS                2,000          4/1996       4/1997
#  7 - SUITE 30A      DOLLAR GEN STORES               7,300         11/1994      11/1999
#  8 - SUITE 2829     THRIFTY NICKLE                  1,750          8/1994       9/1999
#  9 - SUITE 270      OLAN MILLS                      1,050         11/1984       4/1997
# 10 - SUITE 20       MIDWAY DENTAL                   2,935          9/1991      12/1996
# 11 - SUITE 190      SINGER CENTER                   3,000         11/1981      12/1996
# 12 - SUITE 14B      ALABAMA MEDICAID                3,000         12/1991      12/1996
# 13 - SUITE 14A      GSA                             4,583          9/1991       8/1996
# 14 - SUITE 7A&B     ALA HUMAN RESOURCE              4,000          1/1994      12/1998
# 15 - SUITE 60       CAROL'S STYLING                 1,250          1/1981      12/1996
# 16 - SUITE 40       CITY FINANCE                    2,000         10/1993      10/1998
# 17 - SUITE 10       INTERCEL                        5,730          2/1994       1/1999
# 18 - SUITE 300      WALLPAPER FOR LESS              3,900          9/1996       8/1999
# 19 - SUITE 21A      O & A SPORTS                    4,000          9/1996       8/1999
# 20 - SUITE 7        VACANT ANCHOR A                24,000         10/2010      11/2010
# 21 - SUITE 17       VACANT ANCHOR B                22,800         10/2010      11/2010
# 22 - SUITE 13B      VACANT ANCHOR C                24,240         10/2010      11/2010
                                                    -------
          22 TENANTS                                201,976
                                                    =======

                          MIDWAY PLAZA SHOPPING CENTER
                          ANNUAL TENANT REVENUE REPORT
                                 FOR ALL TENANTS

1. SUITE 180      BEN FRANKLIN CRAFT OCCUPIES     30,000 SF (14.85% OF GRSF)
   BASE LEASE FROM OCT 1995 TO JAN 2005

                          FY97        FY98        FY99       FY 0        FY 1       FY 2        FY 3       FY 4        FY 5
MINIMUM RENT            90,000      90,000      90,000     90,000      94,375     97,500      97,500     97,500      56,875
MINIMUM RENT/SF           3.00        3.00        3.00       3.00        3.15       3.25        3.25       3.25        1.90
MARKET RENT/SF            3.00        3.05        3.14       3.23        3.33       3.43        3.53       3.64        4.27
                       -------     -------     -------    -------     -------    -------     -------    -------      ------

RE TAX RECOVERY          3,835       3,960       4,099      4,242       4,391      4,544       4,703      4,868       2,903
CAM RECOVERY            11,155      11,350      11,747     12,158      12,584     13,024      13,480     13,952       8,320
                       -------     -------     -------    -------     -------    -------     -------    -------      ------
TOTAL RECOVERIES        14,990      15,310      15,846     16,400      16,975     17,568      18,183     18,820      11,223
TOT RECOVERIES/SF         0.50        0.51        0.53       0.55        0.57       0.59        0.61       0.63        0.37
                       -------     -------     -------    -------     -------    -------     -------    -------      ------
TOTAL REVENUE          104,990     105,310     105,846    106,400     111,350    115,068     115,683    116,320      68,098
TOTAL REVENUE/SF          3.50        3.51        3.53       3.55        3.71       3.84        3.86       3.88        2.27

                           FY 6       FY 7
MINIMUM RENT             65,625    112,500
MINIMUM RENT/SF            2.19       3.75
MARKET RENT/SF             5.14       5.30
                        -------     -------
RE TAX RECOVERY           3,079      5,397
CAM RECOVERY              8,825     15,469
                        -------     -------
TOTAL RECOVERIES         11,904     20,866
TOT RECOVERIES/SF          0.40       0.70
                        -------     -------
TOTAL REVENUE            77,529    133,366
TOTAL REVENUE/SF           2.58       4.45

2. SUITE 180      CARMIKE CINEMA     OCCUPIES 25,238 SF (12.50% OF GRSF)
   BASE LEASE FROM JUL 1985 TO JUN 2005

                          FY97        FY98        FY99       FY 0        FY 1       FY 2        FY 3       FY 4        FY 5
MINIMUM RENT           114,581     114,581     114,581    114,581     114,581    114,581     114,581    114,581     114,581
MINIMUM RENT/SF           4.54        4.54        4.54       4.54        4.54       4.54        4.54       4.54        4.54
MARKET RENT/SF            3.00        3.05        3.14       3.23        3.33       3.43        3.53       3.64        3.75
PERCENTAGE RENT         16,781      17,949      19,128     20,320      21,523     22,738      23,965     25,205      26,457
PERCENTAGE RENT/SF        0.66        0.71        0.76       0.81        0.85       0.90        0.95       1.00        1.05
                       -------     -------     -------    -------     -------    -------     -------    -------     -------
MIN + PERCENTAGE       131,362     132,530     133,709    134,901     136,104    137,319     138,546    139,786     141,038
MIN + PERCENTAGE/SF       5.20        5.25        5.30       5.35        5.39       5.44        5.49       5.54        5.59
MIN + PERCENT/SALES      11.2%       11.2%       11.2%      11.2%       11.2%      11.2%       11.2%      11.2%       11.2%

RE TAX RECOVERY          3,227       3,332       3,448      3,569       3,694      3,823       3,957      4,095       4,239
CAM RECOVERY             4,417       4,417       4,417      4,417       4,417      4,417       4,417      4,417       4,417
                       -------     -------     -------    -------     -------    -------     -------    -------     -------
TOTAL RECOVERIES         7,644       7,749       7,865      7,986       8,111      8,240       8,374      8,512       8,656
TOT RECOVERIES/SF         0.30        0.31        0.31       0.32        0.32       0.33        0.33       0.34        0.34
                       -------     -------     -------    -------     -------    -------     -------    -------     -------
TOTAL REVENUE          139,006     140,279     141,574    142,887     144,215    145,559     146,920    148,298     149,694
TOTAL REVENUE/SF          5.51        5.56        5.61       5.66        5.71       5.77        5.82       5.88        5.93

SALES VOLUME (000)       1,168       1,179       1,191      1,203       1,215      1,227       1,240      1,252       1,265
SALES VOLUME/SF          46.27       46.73       47.20      47.67       48.15      48.63       49.12      49.61       50.11
TOT REVENUE/SALES        11.9%       11.9%       11.9%      11.9%       11.9%      11.9%       11.9%      11.8%       11.8%

                          FY 6       FY 7
MINIMUM RENT           114,581    114,581
MINIMUM RENT/SF           4.54       4.54
MARKET RENT/SF            3.86       3.97
PERCENTAGE RENT        129,306    133,832
PERCENTAGE RENT/SF        5.12       5.30
                       -------     -------
MIN + PERCENTAGE       243,887    248,413
MIN + PERCENTAGE/SF       9.66       9.84
MIN + PERCENT/SALES      18.9%      18.6%
                       -------     -------
RE TAX RECOVERY          4,387      4,541
CAM RECOVERY             4,417      4,417
                       -------     -------
TOTAL RECOVERIES         8,804      8,958
TOT RECOVERIES/SF         0.35       0.35
                       -------     -------
TOTAL REVENUE          252,691    257,371
TOTAL REVENUE/SF         10.01      10.20

SALES VOLUME (000)       1,293      1,338
SALES VOLUME/SF          51.24      53.03
TOT REVENUE/SALES        19.5%      19.2%

3. SUITE 15000   BARGAIN TOWN   OCCUPIES   15,000 SF (7.43% OF GRSF)
   BASE LEASE FROM OCT 1990 TO JAN 1998

                     FY97      FY98     FY99       FY 0      FY 1     FY 2        FY 3       FY 4      FY 5        FY 6       FY 7
MINIMUM RENT       40,050    31,088   46,350     46,350    46,350   46,350      38,625     49,255    53,732      53,732     53,732
MINIMUM RENT/SF      2.67      2.07     3.09       3.09      3.09     3.09        2.58       3.28      3.58        3.58       3.58
MARKET RENT/SF       3.00      3.05     3.14       3.23      3.33     3.43        3.53       3.64      3.74        3.86       3.97
                   ------    ------   ------     ------    ------   ------      ------     ------    ------      ------     ------

CAM RECOVERY            0         0       82        249       422      601         639         97       296         501        713
RE TAX RECOVERY         0         0       35        107       181      258         275         42       127         215        306
INS RECOVERY            0         0       19         58        98      139         148         23        68         116        165
                   ------    ------   ------     ------    ------   ------      ------     ------    ------      ------     ------
TOTAL RECOVERIES        0         0      136        414       701      998       1,062        162       491         832      1,184
TOT RECOVERIES/SF    0.00      0.00     0.01       0.03      0.05     0.07        0.01       0.01      0.03        0.06       0.08
                   ------    ------   ------     ------    ------   ------      ------     ------    ------      ------     ------
TOTAL REVENUE      40,050    31,088   46,486     46,764    47,051   47,348      39,687     49,417    54,223      54,564     54,916
TOTAL REVENUE/SF     2.67      2.07     3.10       3.12      3.14     3.16        2.65       3.29      3.61        3.64       3.66

COMMISSIONS             0     6,489        0         0          0        0           0      7,523          0          0          0
COMMISSIONS/SF       0.00      0.43     0.00      0.00       0.00     0.00        0.00       0.50       0.00       0.00       0.00

4. SUITE 30  HANCOCK FABRIC   OCCUPIES   9,000 SF (4.46% OF GRSF)
   BASE LEASE FROM OCT 1988 TO OCT 1998

                      FY97     FY98      FY99    FY 0      FY 1    FY 2      FY 3       FY 4        FY 5        FY 6       FY 7
MINIMUM RENT        27,000   27,000    20,935  28,644    28,644  28,644    28,644     28,644      28,644      28,644     28,644
MINIMUM RENT/SF       3.00     3.00      2.33    3.18      3.18    3.18      3.18       3.18        3.18        3.18       3.18
MARKET RENT/SF        3.00     3.05      3.14    3.23      3.33    3.43      3.53       3.64        3.74        3.86       3.97
                    ------   ------    ------  ------    ------  ------    ------     ------      ------      ------     ------
CAM RECOVERY        10,619   10,805     3,664     199       604   1,023     1,457      1,907       2,372       2,853      3,351
RE TAX RECOVERY      1,151    1,188       403      22        66     113       160        210         261         314        368
INS RECOVERY             0        0         0      12        36      61        86        113         140         169        198
                    ------   ------    ------  ------    ------  ------    ------     ------      ------      ------     ------
TOTAL RECOVERIES    11,770   11,993     4,067     233       706   1,197     1,703      2,230       2,773       3,336      3,917
TOT RECOVERIES/SF     1.31     1.33      0.45    0.03      0.08    0.13      0.19       0.25        0.31        0.31       0.44
                    ------   ------    ------  ------    ------  ------    ------     ------      ------      ------     ------
TOTAL REVENUE       38,770   38,993    25,002  28,877    29,350  29,841    30,347     30,874      31,417      31,980     32,561
TOTAL REVENUE/SF      4.31     4.33      2.78    3.21      3.26    3.32      3.37       3.43        3.49        3.55       3.62

COMMISSIONS              0        0     8,020       0         0       0         0          0           0           0          0
COMMISSIONS/SF        0.00     0.00      0.89    0.00      0.00    0.00      0.00       0.00        0.00        0.00       0.00

5. SUITE 100 CHILD CARE RES CTR OCCUPIES 5,200 SF (2.57% OF GRSF) BASE LEASE FROM JAN 1996 TO DEC 1997

                     FY97      FY98     FY99       FY 0      FY 1     FY 2        FY 3       FY 4      FY 5        FY 6       FY 7
MINIMUM RENT        29,900   20,306    21,424   21,424    16,068   23,411      23,411     23,411      19,186      25,581     25,581
MINIMUM RENT/SF       5.75     3.91      4.12     4.12      3.09     4.50        4.50       4.50        3.69        4.92       4.92
MARKET RENT/SF        4.00     4.06      4.18     4.31      4.44     4.57        4.71       4.85        4.99        5.14       5.30
                    ------   ------    ------   ------    ------   ------      ------     ------      ------      ------     ------

CAM RECOVERY             0        0        28       86       102       32          96        162          35         106        180
RE TAX RECOVERY          0        0        12       37        44       14          41         70          15          46         77
INS RECOVERY             0        0         7       20        24        7          22         37           8          25         42
                    ------   ------    ------   ------    ------   ------      ------     ------      ------      ------     ------
TOTAL RECOVERIES         0        0        47      143       170       53         159        269          58         177        299
TOT RECOVERIES/SF     0.00     0.00      0.01     0.03      0.03     0.01        0.03       0.05        0.01        0.03       0.06
                    ------   ------    ------   ------    ------   ------      ------     ------      ------      ------     ------
TOTAL REVENUE       29,900   20,306    21,471   21,567    16,238   23,464      23,570     23,680      19,244      25,758     25,880
TOTAL REVENUE/SF      5.75     3.91      4.13     4.15      3.12     4.51        4.53       4.55        3.70        4.95       4.98

COMMISSIONS              0    1,800         0        0         0    1,966           0          0       2,149           0          0
COMMISSIONS/SF        0.00     0.35      0.00     0.00      0.00     0.38        0.00       0.00        0.41        0.00       0.00

6. SUITE 50  SOUTHERN ANGLERS  OCCUPIES  2,000 SF (0.99% OF GRSF)
   BASE LEASE FROM APR 1996 TO APR 1997

                     FY97      FY98     FY99       FY 0      FY 1     FY 2        FY 3       FY 4      FY 5        FY 6       FY 7
MINIMUM RENT         9,000    7,333     8,000    8,000     6,495    8,742       8,742      7,014       9,839       9,839      7,531
MINIMUM RENT/SF       4.50     3.67      4.00     4.00      3.25     4.37        4.37       3.51        4.92        4.92       3.77
MARKET RENT/SF        4.00     4.06      4.18     4.30      4.43     4.57        4.71       4.85        4.99        5.15       5.30
                     -----    -----     -----    -----     -----    -----       -----      -----       -----       -----      -----

CAM RECOVERY           620       41       125      212        67      139         235         95          53         159        134
RE TAX RECOVERY        212        5        14       23         7       15          26         10           6          18         15
INS RECOVERY             0        2         7       13         4        8          14          6           3           9          8
                     -----    -----     -----    -----     -----    -----       -----      -----       -----       -----      -----
TOTAL RECOVERIES       832       48       146      248        78      162         275        111          62         186        157
TOT RECOVERIES/SF     0.42     0.02      0.07     0.12      0.04     0.08        0.14       0.06        0.03        0.09       0.08
                     -----    -----     -----    -----     -----    -----       -----      -----       -----       -----      -----

TOTAL REVENUE        9,832    7,381     8,146    8,248     6,573    8,904       9,017      7,125       9,901      10,025      7,688
TOTAL REVENUE/SF      4.92     3.69      4.07     4.12      3.29     4.45        4.51       3.56        4.95        5.01       3.84

COMMISSIONS              0      672         0        0       734        0           0        826           0           0        903
COMMISSIONS/SF        0.00     0.34      0.00     0.00      0.37     0.00        0.00       0.41        0.00        0.00       0.45

7. SUITE 30A DOLLAR GEN STORES OCCUPIES 7,300 SF (3.61% OF GRSF) BASE LEASE FROM NOV 1994 TO NOV 1999

                     FY97     FY98     FY99    FY 0      FY 1       FY 2        FY 3       FY 4        FY 5        FY 6       FY 7
MINIMUM RENT       21,024   21,024   21,024  16,737    23,931     23,931      18,133     26,150      26,150      23,971     23,812
MINIMUM RENT/SF      2.88     2.88     2.88    2.29      3.28       3.28        2.48       3.58        3.58        3.28       3.26
MARKET RENT/SF       3.00     3.05     3.14    3.23      3.33       3.43        3.53       3.64        3.75        3.86       3.97
                   ------   ------   ------  ------    ------     ------      ------     ------      ------      ------     ------

CAM RECOVERY        1,825    1,825    1,825     760        43        130         131         47         144         219         53
RE TAX RECOVERY         0       16       48      27        18         56          56         20          62          94         23
INS RECOVERY            0        8       26      15        10         30          30         11          33          51         12
                   ------   ------   ------  ------    ------     ------      ------     ------      ------      ------     ------
TOTAL RECOVERIES    1,825    1,849    1,899     802        71        216         217         78         239         364         88
TOT RECOVERIES/SF    0.25     0.25     0.26    0.11      0.01       0.03        0.03       0.01        0.03        0.05       0.01
                   ------   ------   ------  ------    ------     ------      ------     ------      ------      ------     ------
TOTAL REVENUE      22,849   22,873   22,923  17,539    24,002     24,147      18,350     26,228      26,389      24,335     23,900
TOTAL REVENUE/SF     3.13     3.13     3.14    2.40      3.29       3.31        2.51       3.59        3.61        3.33       3.27

COMMISSIONS             0        0        0   2,010         0          0       2,197          0           0           0      2,400
COMMISSIONS/SF       0.00     0.00     0.00    0.28      0.00       0.00        0.30       0.00        0.00        0.00       0.33

8. SUITE 2829  THRIFTY NICKLE   OCCUPIES 1,750 SF (0.87% OF GRSF)
   BASE LEASE FROM AUG 1994 TO SEP 1999

                     FY97     FY98      FY99     FY 0     FY 1     FY 2        FY 3       FY 4        FY 5        FY 6       FY 7
MINIMUM RENT       10,500   10,500    10,500    6,450    7,649    7,649       5,914      8,358       8,358       6,269      9,133
MINIMUM RENT/SF      6.00     6.00      6.00     3.69     4.37     4.37        3.38       4.78        4.78        3.58       5.22
MARKET RENT/SF       3.00     3.05      3.14     4.04     4.44     4.57        4.71       4.85        4.99        5.14       5.30
                   ------   ------    ------    -----    -----    -----       -----      -----       -----       -----      -----

CAM RECOVERY            0        0         0        0       10       31          21         11          35          41         13
RE TAX RECOVERY         0        0         0        0        4       13           9          5          15          18          5
INS RECOVERY            0        0         0        0        2        7           5          3           8           9          3
                   ------   ------    ------    -----    -----    -----       -----      -----       -----       -----      -----
TOTAL RECOVERIES        0        0         0        0       16       51          35         19          58          68         21
TOT RECOVERIES/SF    0.00     0.00      0.00     0.00     0.01     0.03        0.02       0.01        0.03        0.04       0.01
                   ------   ------    ------    -----    -----    -----       -----      -----       -----       -----      -----
TOTAL REVENUE      10,500   10,500    10,500    6,450    7,665    7,700       5,949      8,377       8,416       6,337      9,154
TOTAL REVENUE/SF     6.00     6.00      6.00     3.69     4.38     4.40        3.40       4.79        4.81        3.62       5.23

COMMISSIONS             0        0         0      643        0        0         702          0           0           0        767
COMMISSIONS/SF       0.00     0.00      0.00     0.37     0.00     0.00        0.40       0.00        0.00        0.00       0.44

9. SUITE 270  OLAN MILLS OCCUPIES 1,050 SF (O.52% OF GRSF)
   BASE LEASE FROM NOV 1984 TO APR 1997

                     FY97     FY98      FY99     FY 0     FY 1     FY 2        FY 3       FY 4        FY 5        FY 6       FY 7
MINIMUM RENT        5,688    3,850     4,200    4,200    3,410    4,589       4,589      3,682       5,165       5,165      3,954
MINIMUM RENT/SF      5.42     3.67      4.00     4.00     3.25     4.37        4.37       3.51        4.92        4.92       3.77
MARKET RENT/SF       4.00     4.06      4.18     4.30     4.43     4.57        4.71       4.85        4.99        5.14       5.30
                    -----    -----     -----    -----    -----    -----       -----      -----       -----       -----      -----

CAM RECOVERY          857        6        17       29        9       19          32         13           7          21         18
RE TAX RECOVERY       112        2         7       12        4        8          14          5           3           9          8
INS RECOVERY           61        1         4        7        2        4           7          3           2           5          4
                    -----    -----     -----    -----    -----    -----       -----      -----       -----       -----      -----

TOTAL RECOVERIES    1,030        9        28       48        15       31       53         21          12          35         30
TOT RECOVERIES/SF    0.98     0.01      0.03     0.05      0.01     0.03     0.05       0.02        0.01        0.03       0.03
                    -----    -----     -----    -----     -----    -----    -----      -----       -----       -----      -----
TOTAL REVENUE       6,718    3,859     4,228    4,248     3,425    4,620    4,642      3,703       5,177       5,200      3,984
TOTAL REVENUE/SF     6.40     3.68      4.03     4.05      3.26     4.40     4.42       3.53         493         495       3.79

COMMISSIONS             0      353         0        0       386        0        0        434           0           0        474
COMMISSIONS/SF       0.00     0.34      0.00     0.00      0.37     0.00     0.00       0.41        0.00        0.00       0.45

10. SUITE 20   MIDWAY DENTAL OCCUPIES 2,935 SF (1.45% OF GRSF)
    BASE LEASE FROM SEP 1991 TO DEC 1996

                     FY97     FY98      FY99     FY 0      FY 1     FY 2     FY 3       FY 4        FY 5        FY 6       FY 7
MINIMUM RENT       14,234   14,235    14,235   10,325    12,829   12,829    9,621     14,018      14,018      14,018     11,489
MINIMUM RENT/SF      4.85     4.85      4.85     3.52      4.37     4.37     3.28       4.78        4.78        4.78       3.91
MARKET RENT/SF       4.00     4.06      4.18     4.31      4.44     4.57     4.71       4.85        4.99        5.14       5.30
                   ------   ------    ------   ------    ------   ------    -----     ------      ------      ------     ------

CAM RECOVERY        3,464    3,524     3,647    1,855        17       52       62         19          58          98         21
RE TAX RECOVERY       375      387       401      204         7       22       27          8          25          42          9
INS RECOVERY          204      208       216      110         4       12       14          4          13          23          5
                   ------   ------    ------   ------    ------   ------    -----     ------      ------      ------     ------
TOTAL RECOVERIES    4,043    4,119     4,264    2,169        28       86      103         31          96         163         35
TOT RECOVERIES/SF    1.38     1.40      1.45     0.74      0.01     0.03     0.04       0.01        0.03        0.06       0.01
                   ------   ------    ------   ------    ------   ------    -----     ------      ------      ------     ------
TOTAL REVENUE      18,277   18,354    18,499   12,494    12,857   12,915    9,724     14,049      14,114      14,181     11,524
TOTAL REVENUE/SF     6.23     6.25      6.30     4.26      4.38     4.40     3.31       4.79        4.81        4.83       3.93

COMMISSIONS           854        0         0    1,078         0        0        0      1,178           0           0      1,287
COMMISSIONS/SF       0.29     0.00      0.00     0.37      0.00     0.00     0.00       0.40        0.00        0.00       0.44

11. SUITE 190 SINGER CENTER OCCUPIES 3,000 SF (1.49% OF GRSF)
    BASE LEASE FROM NOV 1981 TO DEC 1996

                     FY97     FY98      FY99     FY 0      FY 1     FY 2     FY 3       FY 4        FY 5        FY 6       FY 7
MINIMUM RENT        6,600    6,600     6,600    6,578    13,113   13,113    9,835     14,329      14,329      14,329     11,743
MINIMUM RENT/SF      2.20     2.20      2.20     2.19      4.37     4.37     3.28       4.78        4.78        4.78       3.91
MARKET RENT/SF       4.00     4.06      4.18     4.31      4.44     4.57     4.71       4.85        4.99        5.14       5.30
                   ------   ------    ------   ------    ------   ------    -----     ------      ------      ------     ------

CAM RECOVERY          906      922       954      485        18       53       63         19          59         100         22
RE TAX RECOVERY       384      396       410      208         8       23       27          8          25          43          9
INS RECOVERY            0        0         0        0         4       12       15          5          14          23          5
                   ------   ------    ------   ------    ------   ------    -----     ------      ------      ------     ------
TOTAL RECOVERIES    1,290    1,318     1,364      693        30       88      105         32          98         166         36
TOT RECOVERIES/SF    0.43     0.44      0.45     0.23      0.01     0.03     0.04       0.01        0.03        0.06       0.01
                   ------   ------    ------   ------    ------   ------    -----     ------      ------      ------     ------
TOTAL REVENUE       7,890    7,918     7,964    7,271    13,143   13,201    9,940     14,361      14,427      14,495     11,779

TOTAL REVENUE/SF     2.63     2.64      2.65     2.42      4.38     4.40     3.31       4.79        4.81        4.83       3.93

COMMISSIONS           396        0         0    1,101         0        0        0      1,204           0           0      1,315
COMMISSIONS/SF       0.13     0.00      0.00     0.37      0.00     0.00     0.00       0.40        0.00        0.00       0.44

12. SUITE 146 ALABAMA MEDICAID OCCUPIES 3,000 SF (1.49% OF GRSF) BASE LEASE FROM DEC 1991 TO DEC 1996

                     FY97     FY98      FY99     FY 0      FY 1     FY 2     FY 3       FY 4        FY 5        FY 6       FY 7
MINIMUM RENT       18,750   18,750    18,750   12,653    13,113   13,113    9,835     14,329      14,329      14,329     11,743
MINIMUM RENT/SF      6.25     6.25      6.25     4.22      4.37     4.37     3.28       4.78        4.78        4.78       3.91
MARKET RENT/SF       4.00     4.06      4.18     4.31      4.44     4.57     4.71       4.85        4.99        5.14       5.30
                   ------   ------    ------   ------    ------   ------    -----     ------      ------      ------     ------

CAM RECOVERY            0        0         0        0        18       53          63         19          59         100         22
RE TAX RECOVERY         0        0         0        0         8       23          27          8          25          43          9
INS RECOVERY            0        0         0        0         4       12          15          5          14          23          5
                   ------   ------    ------   ------    ------   ------       -----     ------      ------      ------     ------
TOTAL RECOVERIES        0        0         0        0        30       88         105         32          98         166         36
TOT RECOVERIES/SF    0.00     0.00      0.00     0.00      0.01     0.03        0.04       0.01        0.03        0.06       0.01
                   ------   ------    ------   ------    ------   ------       -----     ------      ------      ------     ------
TOTAL REVENUE      18,750   18,750    18,750   12,653    13,143   13,201       9,940     14,361      14,427      14,495     11,779
TOTAL REVENUE/SF     6.25     6.25      6.25     4.22      4.38     4.40        3.31       4.79        4.81        4.83       3.93

COMMISSIONS             0        0         0    1,101         0        0           0      1,204           0           0      1,315
COMMISSIONS/SF       0.00     0.00      0.00     0.37      0.00     0.00        0.00       0.40        0.00        0.00       0.44

13. SUITE 14A  GSA  OCCUPIES 4,583 SF (2.27% OF GRSF)
    BASE LEASE FROM SEP 1991 TO AUG 1996

                     FY97     FY98     FY99    FY 0      FY 1       FY 2        FY 3       FY 4        FY 5        FY 6       FY 7
MINIMUM RENT       47,710   47,709   47,709  19,296    19,448     19,448      15,400     21,889      21,889      16,586     23,919
MINIMUM RENT/SF     10.41    10.41    10.41    4.21      4.24       4.24        3.36       4.78        4.78        3.62       5.22
MARKET RENT/SF       4.00     4.06     4.18    4.31      4.44       4.57        4.71       4.85        4.99        5.14       5.30
                   ------   ------   ------  ------    ------     ------      ------     ------      ------      ------     ------

RE TAX RECOVERY         0       10       30      18        34         57          29         13          39          39         14
CAM RECOVERY            0        0        0      26        79        133          67         30          90          91         33
INS RECOVERY            0        0        0       6        18         31          16          7          21          21          8
                   ------   ------   ------  ------    ------     ------      ------     ------      ------      ------     ------
TOTAL RECOVERIES        0       10       30      50       131        221         112         50         150         151         55
TOT RECOVERIES/SF    0.00     0.00     0.01    0.01      0.03       0.05        0.02       0.01        0.03        0.03       0.01
                   ------   ------   ------  ------    ------     ------      ------     ------      ------      ------     ------

TOTAL REVENUE      47,710   47,719   47,739  19,346    19,579     19,669      15,512     21,939      22,039      16,737     23,974
TOTAL REVENUE/SF    10.41    10.41    10.42    4.22      4.27       4.29        3.38       4.79        4.81        3.65       5.23

COMMISSIONS         2,863        0        0   1,634         0          0       1,839          0           0       2,009          0
COMMISSIONS/SF       0.62     0.00     0.00    0.36      0.00       0.00        0.40       0.00        0.00        0.44       0.00

14. SUITE 7A&B ALA HUMAN RESOURCE OCCUPIES 4,000 SF (1.98% OF GRSF) BASE LEASE FROM JAN 1994 TO DEC 1998

                    FY97     FY98     FY99     FY 0      FY 1       FY 2        FY 3       FY 4        FY 5        FY 6       FY 7
MINIMUM RENT      25,000   26,000   17,244   16,974    16,974     12,731      18,548     18,548      18,548      15,201     20,268
MINIMUM RENT/SF     6.25     6.50     4.31     4.24      4.24       3.18        4.64       4.64        4.64        3.80       5.07
MARKET RENT/SF      4.00     4.06     4.18     4.31      4.44       4.57        4.71       4.85        4.99        5.14       5.30
                  ------   ------   ------   ------    ------     ------      ------     ------      ------      ------     ------

CAM RECOVERY           0        0        0       23        69         81          25         76         129          28         84
RE TAX RECOVERY        0        0        0       10        30         35          11         33          55          12         36
INS RECOVERY           0        0        0        5        16         19           6         18          30           6         20
                  ------   ------   ------   ------    ------     ------      ------     ------      ------      ------     ------
TOTAL RECOVERIES       0        0        0       38       115        135          42        127         214          46        140
TOT RECOVERIES/SF   0.00     0.00     0.00     0.01      0.03       0.03        0.01       0.03        0.05        0.01       0.04
                  ------   ------   ------   ------    ------     ------      ------     ------      ------      ------     ------
TOTAL REVENUE     25,000   26,000   17,244   17,012    17,089     12,866      18,590     18,675      18,762      15,247     20,408
TOTAL REVENUE/SF    6.25     6.50     4.31     4.25      4.27       3.22        4.65       4.67        4.69        3.81       5.10

COMMISSIONS            0        0    1,426        0         0          0       1,558          0           0       1,703          0
COMMISSIONS/SF      0.00     0.00     0.36     0.00      0.00       0.00        0.39       0.00        0.00        0.43       0.00

15. SUITE 60   CAROL'S STYLING  OCCUPIES 1,250 SF (0.62% OF GRSF)
    BASE LEASE FROM JAN 1981 TO DEC 1996

                    FY97   FY98    FY99       FY 0        FY 1       FY 2        FY 3       FY 4        FY 5        FY 6       FY 7
MINIMUM RENT       6,250  6,250   6,250      4,491       5,464      5,464       4,098      5,970       5,970       5,970      4,893

MINIMUM RENT/SF     5.00   5.00    5.00       3.59        4.37       4.37        3.28       4.78        4.78        4.78       3.91
MARKET RENT/SF      4.00   4.06    4.18       4.31        4.44       4.57        4.71       4.85        4.99        5.15       5.30
                  ------ ------  ------     ------      ------     ------      ------     ------      ------      ------     ------

CAM RECOVERY       1,474  1,501   1,553        790           7         22          26          8          25          42          9
RE TAX RECOVERY      160    165     171         87           3         10          11          3          11          18          4
INS RECOVERY          88     89      92         47           2          5           6          2           6          10          2
                  ------ ------  ------     ------      ------     ------      ------     ------      ------      ------     ------
TOTAL RECOVERIES   1,722  1,755   1,816        924          12         37          43         13          42          70         15
TOT RECOVERIES/SF   1.38   1.40    1.45       0.74        0.01       0.03        0.03       0.01        0.03        0.06       0.01

                  ------     ------    ------   ------    ------  ------    ------     ------      ------      ------     ------
TOTAL REVENUE       7,972     8,005     8,066    5,415     5,476   5,501     4,141      5,983       6,012       6,040      4,908
TOTAL REVENUE/SF     6.38      6.40      6.45     4.33      4.38    4.40      3.31       4.79        4.81        4.83       3.93

COMMISSIONS           375         0         0      459         0       0         0        502           0           0        548
COMMISSIONS/SF       0.30      0.00      0.00     0.37      0.00    0.00      0.00       0.40        0.00        0.00       0.44

16. SUITE 40  CITY FINANCE  OCCUPIES 2,000 SF (0.99% OF GRSF)
    BASE LEASE FROM OCT 1993 TO OCT 1998

                     FY97      FY98      FY99     FY 0      FY 1    FY 2      FY 3       FY 4        FY 5        FY 6       FY 7
MINIMUM RENT       12,000    12,000     7,536    8,487     8,487   6,497     9,274      9,274       7,728       9,290     10,134
MINIMUM RENT/SF      6.00      6.00      3.77     4.24      4.24    3.25      4.64       4.64        3.86        4.65       5.07
MARKET RENT/SF       4.00      4.06      4.18     4.30      4.43    4.57      4.71       4.85        4.99        5.15       5.30
                   ------    ------     -----    -----     -----   -----     -----      -----       -----       -----     ------

CAM RECOVERY        2,360     2,401       814       11        34      29        13         38          52          14         42
RE TAX RECOVERY       256       264        90        5        15      12         5         16          22           6         18
INS RECOVERY          140       142        48        3         8       7         3          9          12           3         10
                   ------    ------     -----    -----     -----   -----     -----      -----       -----       -----     ------
TOTAL RECOVERIES    2,756     2,807       952       19        57      48        21         63          86          23         70
TOT RECOVERIES/SF    1.38      1.40      0.48     0.01      0.03    0.02      0.01       0.03        0.04        0.01       0.04
                   ------    ------     -----    -----     -----   -----     -----      -----       -----       -----     ------
TOTAL REVENUE      14,756    14,807     8,488    8,506     8,544   6,545     9,295      9,337       7,814       9,313     10,204
TOTAL REVENUE/SF     7.38      7.40      4.24     4.25      4.27    3.27      4.65       4.67        3.91        4.66       5.10

COMMISSIONS             0         0       713        0         0     779         0          0           0         851          0
COMMISSIONS/SF       0.00      0.00      0.36     0.00      0.00    0.39      0.00       0.00        0.00        0.43       0.00

17. SUITE 10  INTERCEL   OCCUPIES   5,730 SF (2.84% OF GRSF)
    BASE LEASE FROM FEB 1994 TO JAN 1999

                     FY97      FY98      FY99     FY 0      FY 1    FY 2      FY 3       FY 4        FY 5        FY 6       FY 7
MINIMUM RENT       26,979    29,844    22,436   24,316    24,316  20,263    24,356     26,571      26,571      21,570     29,034
MINIMUM RENT/SF      4.71      5.21      3.92     4.24      4.24    3.54      4.25       4.64        4.64        3.76       5.07
MARKET RENT/SF       4.00      4.06      4.18     4.31      4.44    4.57      4.71       4.85        4.99        5.14       5.30
                   ------    ------    ------   ------    ------  ------    ------     ------      ------      ------     ------

CAM RECOVERY        6,761     6,879     4,102       32        98     133        36        109         185          59        121
RE TAX RECOVERY       733       756       451       14        42      57        15         47          79          25         52
INS RECOVERY          400       407       243        7        23      31         8         25          43          14         28
                   ------    ------    ------   ------    ------  ------    ------     ------      ------      ------     ------
TOTAL RECOVERIES    7,894     8,042     4,796       53       163     221        59        181         307          98        201
TOT RECOVERIES/SF    1.38      1.40      0.84     0.01      0.03    0.04      0.01       0.03        0.05        0.02       0.04
                   ------    ------    ------   ------    ------  ------    ------     ------      ------      ------     ------
TOTAL REVENUE      34,873    37,886    27,232   24,369    24,479  20,484    24,415     26,752      26,878      21,668     29,235
TOTAL REVENUE/SF     6.09      6.61      4.75     4.25      4.27    3.57      4.26       4.67        4.69        3.78       5.10

COMMISSIONS             0         0     2,043        0         0       0     2,232          0           0       2,439          0
COMMISSIONS/SF       0.00      0.00      0.36     0.00      0.00    0.00      0.39       0.00        0.00        0.43       0.00

18. SUITE 300 WALLPAPER FOR LESS OCCUPIES 3,900 SF (1.93% OF GRSF) BASE LEASE FROM SEP 1996 TO AUG 1999

                    FY97      FY98      FY99     FY 0     FY 1      FY 2        FY 3       FY 4        FY 5        FY 6       FY 7
MINIMUM RENT       9,750    14,138    17,875   12,742   16,550    16,550      13,105     18,627      18,627      14,114     20,354
MINIMUM RENT/SF     2.50      3.63      4.58     3.27     4.24      4.24        3.36       4.78        4.78        3.62       5.22
MARKET RENT/SF      3.33      4.06      4.18     4.31     4.44      4.57        4.71       4.85        4.99        5.14       5.30
                   -----    ------    ------   ------   ------    ------      ------     ------      ------      ------     ------

CAM RECOVERY           0         0         0       22       67       114          57         25          77          78         28
RE TAX RECOVERY        0         0         0        9       29        49          25         11          33          33         12
INS RECOVERY           0         0         0        5       15        26          13          6          18          18          6
                   -----    ------    ------   ------   ------    ------      ------     ------      ------      ------     ------
TOTAL RECOVERIES       0         0         0       36      111       189          95         42         128         129         46
TOT RECOVERIES/SF   0.00      0.00      0.00     0.01     0.03      0.05        0.02       0.01        0.03        0.03       0.01
                   -----    ------    ------   ------   ------    ------      ------     ------      ------      ------     ------
TOTAL REVENUE      9,750    14,138    17,875   12,778   16,661    16,739      13,200     18,669      18,755      14,243     20,400
TOTAL REVENUE/SF    2.50      3.63      4.58     3.28     4.27      4.29        3.38       4.79        4.81        3.65       5.23

COMMISSIONS        1,794         0         0    1,390        0         0       1,565          0           0       1,710          0
COMMISSIONS/SF      0.46      0.00      0.00     0.36     0.00      0.00        0.40       0.00        0.00        0.44       0.00

19. SUITE 21A O & A SPORTS OCCUPIES 4,000 SF (1.98% OF GRSF)
           BASE LEASE FROM SEP 1996 TO AUG 1999

                    FY97      FY98      FY99     FY 0     FY 1      FY 2        FY 3       FY 4        FY 5        FY 6       FY 7
MINIMUM RENT      10,000    15,333    19,333   13,235   16,974    16,974      13,441     19,105      19,105      14,476     20,876
MINIMUM RENT/SF     2.50      3.83      4.83     3.31     4.24      4.24        3.36       4.78        4.78        3.62       5.22
MARKET RENT/SF      3.33      4.06      4.18     4.31     4.44      4.57        4.71       4.85        4.99        5.14       5.30
                  ------    ------    ------   ------   ------    ------      ------     ------      ------      ------     ------

CAM RECOVERY           0         0         0       23       69       116          59         26          79          80         29
RE TAX RECOVERY        0         0         0       10       30        50          25         11          34          34         12
INS RECOVERY           0         0         0        5       16        27          14          6          18          18          7
                  ------    ------    ------   ------   ------    ------      ------     ------      ------      ------     ------
TOTAL RECOVERIES       0         0         0       38      115       193          98         43         131         132         48
TOT RECOVERIES/SF   0.00      0.00      0.00     0.01     0.03      0.05        0.02       0.01        0.03        0.03       0.01
                  ------    ------    ------   ------   ------    ------      ------     ------      ------      ------     ------
TOTAL REVENUE     10,000    15,333    19,333   13,273   17,089    17,167      13,539     19,148      19,236      14,608     20,924
TOTAL REVENUE/SF    2.50      3.83      4.83     3.32     4.27      4.29        3.38       4.79        4.81        3.65       5.23

COMMISSIONS        1,920         0         0    1,426        0         0       1,605          0           0       1,754          0
COMMISSIONS/SF      0.48      0.00      0.00     0.36     0.00      0.00        0.40       0.00        0.00        0.44       0.00

20. SUITE 7  VACANT ANCHOR A  OCCUPIES 24,000 SF (11.88% OF GRSF)
    BASE LEASE FROM OCT 2010 TO NOV 2010

                    FY97      FY98      FY99     FY 0     FY 1      FY 2        FY 3       FY 4        FY 5        FY 6       FY 7

MINIMUM RENT           0         0         0        0        0         0           0          0           0           0          0
MINIMUM RENT/SF     0.00      0.00      0.00     0.00     0.00      0.00        0.00       0.00        0.00        0.00       0.00
MARKET RENT/SF      0.00      0.00      0.00     0.00     0.00      0.00        0.00       0.00        0.00        0.00       0.00
                    ----      ----      ----     ----     ----      ----        ----       ----        ----        ----       ----

                    ----      ----      ----     ----     ----      ----        ----       ----        ----        ----       ----
TOTAL RECOVERIES       0         0         0        0        0         0           0          0           0           0          0
TOT RECOVERIES/SF   0.00      0.00      0.00     0.00     0.00      0.00        0.00       0.00        0.00        0.00       0.00
                    ----      ----      ----     ----     ----      ----        ----       ----        ----        ----       ----

TOTAL REVENUE          0         0         0        0        0         0           0          0           0           0          0
TOTAL REVENUE/SF    0.00      0.00      0.00     0.00     0.00      0.00        0.00       0.00        0.00        0.00       0.00

21. SUITE 17 VACANT ANCHOR B OCCUPIES  22,800 SF (11.29% OF GRSF)
    BASE LEASE FROM OCT 2010 TO NOV 2010

                                      FY97     FY98     FY99     FY 0     FY 1     FY 2     FY 3     FY 4     FY 5     FY 6     FY 7
MINIMUM RENT                             0        0        0        0        0        0        0        0        0        0        0
MINIMUM RENT/SF                       0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
MARKET RENT/SF                        0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
                                      ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----

                                      ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
TOTAL RECOVERIES                         0        0        0        0        0        0        0        0        0        0        0
TOT RECOVERIES/SF                     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
                                      ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
TOTAL REVENUE                            0        0        0        0        0        0        0        0        0        0        0
TOTAL REVENUE/SF                      0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00

22. SUITE 13B VACANT ANCHOR C OCCUPIES 24,240 SF (12.00% OF GRSF)
    BASE LEASE FROM OCT 2010 TO NOV 2010

                                      FY97     FY98     FY99     FY 0     FY 1     FY 2     FY 3     FY 4     FY 5     FY 6     FY 7
MINIMUM RENT                             0        0        0        0        0        0        0        0        0        0        0
MINIMUM RENT/SF                       0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
MARKET RENT/SF                        0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
                                      ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----

                                      ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
TOTAL RECOVERIES                         0        0        0        0        0        0        0        0        0        0        0
TOT RECOVERIES/SF                     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
                                      ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
TOTAL REVENUE                            0        0        0        0        0        0        0        0        0        0        0
TOTAL REVENUE/SF                      0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00

REPORT TOTAL FOR MIDWAY PLAZA SHOPPING CENTER (GRSF = 201,976 SF)

                         FY97     FY98      FY99      FY 0      FY 1     FY 2      FY 3      FY 4       FY 5       FY 6       FY 7
MINIMUM RENT          525,016  516,541   514,982   465,483   488,771  492,379   467,652   521,255    483,644    473,290    543,921
MINIMUM RENT/SF          2.60     2.56      2.55      2.30      2.42     2.44      2.32      2.58       2.39       2.34       2.69
MARKET RENT/SF           2.13     2.19      2.25      2.33      2.40     2.47      2.55      2.62       2.78       2.97       3.06
PERCENTAGE RENT        16,781   17,949    19,128    20,320    21,523   22,738    23,965    25,205     26,457    129,306    133,832
PERCENTAGE RENT/SF       0.08     0.09      0.09      0.10      0.11     0.11      0.12      0.12       0.13       0.64       0.66
                      -------  -------   -------   -------   -------  -------   -------   -------    -------    -------    -------
MIN + PERCENTAGE      541,797  534,490   534,110   485,803   510,294  515,117   491,617   546,460    510,101    602,596    677,753
MIN + PERCENTAGE/SF      2.68     2.65      2.64      2.41      2.53     2.55      2.43      2.71       2.53       2.98       3.36
MIN + PERCENT/SALES     46.4%    45.3%     44.8%     40.4%     42.0%    42.0%     39.7%     43.6%      40.3%      46.6%      50.6%
                      -------  -------   -------   -------   -------  -------   -------   -------    -------    -------    -------
RE TAX RECOVERY        10,445   10,481     9,619     8,604     8,615    9,182     9,443     9,483      7,979      8,475     10,915
CAM RECOVERY           44,458   43,671    32,975    21,377    18,734   20,202    20,979    21,070     16,492     17,832     24,759
INS RECOVERY              893      857       662       313       286      438       422       283        451        543        528
                      -------  -------   -------   -------   -------  -------   -------   -------    -------    -------    -------
TOTAL RECOVERIES       55,796   55,009    43,256    30,294    27,635   29,822    30,844    30,836     24,922     26,850     36,202
TOT RECOVERIES/SF        0.28     0.27      0.21      0.15      0.14     0.15      0.15      0.15       0.12       0.13       0.18
                      -------  -------   -------   -------   -------  -------   -------   -------    -------    -------    -------
TOTAL REVENUE         597,593  589,499   577,366   516,097   537,929  544,939   522,461   577,296    535,023    629,446    713,955
TOTAL REVENUE/SF         2.96     2.92      2.86      2.56      2.66     2.70      2.59      2.86       2.65       3.12       3.53
                      -------  -------   -------   -------   -------  -------   -------   -------    -------    -------    -------
SALES VOLUME (000)      1,168    1,179     1,191     1,203     1,215    1,227     1,240     1,252      1,265      1,293      1,338
SALES VOLUME/SF          5.78     5.84      5.90      5.96      6.02     6.08      6.14      6.20       6.26       6.40       6.63
TOT REVENUE/SALES       51.2%    50.0%     48.5%     42.9%     44.3%    44.4%     42.1%     46.1%      42.3%      48.7%      53.3%

COMMISSIONS             8,202    9,314    12,202    10,842     1,120    2,745    11,698    12,871      2,149     10,466      9,009
COMMISSIONS/SF           0.04     0.05      0.06      0.05      0.01     0.01      0.06      0.06       0.01       0.05       0.04

                          MIDWAY PLAZA SHOPPING CENTER
                            AVERAGE OCCUPANCY REPORT
                                 FOR ALL TENANTS

                    1996       1997      1998      1999      2000      2001       2002       2003      2004      2005       2006
                  -------    -------   -------   -------   -------    -------   -------    -------   -------   -------    -------
JANUARY           121,036    130,936   125,736   115,936   113,451    130,936   130,936    116,703   127,886   130,936    130,936
FEBRUARY          121,036    130,936   110,736   121,206   113,451    130,936   128,936    116,703   130,936   100,936    130,936
MARCH             121,036    130,936   110,736   121,206   120,751    130,936   128,936    121,886   130,936   100,936    118,453
APRIL             123,036    130,936   115,936   125,206   130,936    125,736   124,936    113,451   130,936   100,936    116,703
MAY               123,036    127,886   130,936   130,936   130,936    125,736   121,206     98,451   130,936    98,936    116,703
JUNE              123,036    127,886   130,936   130,936   130,936    125,736   121,206    105,751   130,936    98,936    121,886
JULY              123,036    127,886   130,936   130,936   130,936    130,936   125,206    115,936   125,736    94,936    113,451
AUGUST            123,036    130,936   130,936   130,936   127,886    130,936   130,936    130,936   125,736    91,206    113,451
SEPTEMBER         130,936    130,936   130,936   118,453   127,886    130,936   130,936    130,936   125,736    91,206    120,751
OCTOBER           130,936    130,936   130,936   116,703   127,886    130,936   130,936    130,936   130,936    95,206    130,936
NOVEMBER          130,936    130,936   119,936   116,703   130,936    130,936   130,936    127,886   130,936   100,936    130,936
DECEMBER          130,936    130,936   119,936   121,886   130,936    130,936   118,453    127,886   130,936   130,936    130,936
                  -------    -------   -------   -------   -------    -------   -------    -------   -------   -------    -------
AVERAGE SF
 OCCUPIED-OCSF    125,169    130,174   124,053   123,420   126,411    129,636   126,963    119,788   129,382   103,004    123,007
TOTAL SF-GRSF     201,976    201,976   201,976   201,976   201,976    201,976   201,976    201,976   201,976   201,976    201,976
                  -------    -------   -------   -------   -------    -------   -------    -------   -------   -------    -------
OCCUPANCY %         61.97      64.45     61.42     61.11     62.59      64.18     62.86      59.31     64.06     51.00      60.90
                  =======    =======   =======   =======   =======    =======   =======    =======   =======   =======    =======

                    2007       2008
                  -------    -------
JANUARY           130,936    130,936
FEBRUARY          127,886    130,936
MARCH             127,886    130,936
APRIL             127,886    130,936
MAY               130,936    130,936
JUNE              130,936    130,936
JULY              130,936    130,936
AUGUST            130,936    113,936
SEPTEMBER         130,936    113,936
OCTOBER           125,736    109,936
NOVEMBER          125,736    121,206
DECEMBER          125,736    121,206
                  -------    -------

AVERAGE SF
 OCCUPIED-OCSF    128,874    124,731

TOTAL SF-GRSF     201,976    201,976
                  -------    -------
OCCUPANCY %         63.81      61.76
                  =======    =======

                          MIDWAY PLAZA SHOPPING CENTER
                                EXPIRATION REPORT
                        YEARS 1997 TO 2007, ALL TENANTS,
                     INCLUDING OPTIONS, EXCLUDING RENEWALS,
                    EXCLUDING BASE LEASES AND PRIOR OPTIONS,
                      BASE RENTS EXCLUDING CPI ADJUSTMENTS,
                         INCLUDING PERCENTAGE RENTS

                                                 TERM/        BASE                 TOTAL     MARKET
       TENANT                   SQUARE FT      END DATE     RENT/SF     RECV/SF   RENT/SF    RENT/SF
---------------------------     ---------      --------     -------     -------   -------    -------
#  9-SUITE 270                                 INITIAL
OLAN MILLS                       1,050          4/1997        6.50       1.18        7.68     4.00

#  6-SUITE 50                                  INITIAL
SOUTHERN ANGLERS                 2,000          4/1997        5.40       0.50        5.90     4.00
                               -------                     -------     ------     -------   ------
  2 FY 97 EXPIRATIONS            3,050                        5.78       0.74        6.52     4.00

#  5-SUITE 100                                 INITIAL
CHILD CARE RES CTR               5,200         12/1997        5.75       0.00        5.75     4.12

#  3-SUITE 15000                               INITIAL
BARGAIN TOWN                    15,000          1/1998        2.67       0.00        2.67     3.09
                               -------                     -------     ------     -------   ------
  2 FY 98 EXPIRATIONS           20,200                        3.46       0.00        3.46     3.36
                               -------                     -------     ------     -------   ------
  4 CUMULATIVE EXPS             23,250                        3.77       0.10        3.86     3.44

#  4-SUITE 30                                  INITIAL
HANCOCK FABRIC                   9,000         10/1998        3.00       1.36        4.36     3.09

# 16-SUITE 40                                  INITIAL
CITY FINANCE                     2,000         10/1998        6.00       1.43        7.43     4.12

# 14-SUITE 7A&B                                INITIAL
ALA HUMAN RESOURCE               4,000         12/1998        6.50       O.OO        6.50     4.24

# 17-SUITE 10                                  INITIAL
INTERCEL                         5,730          1/1999        5.50       1.48        6.98     4.24

  4 FY 99 EXPIRATIONS           20,730                        4.66       1.14        5.79     3.73
                               -------                     -------     ------     -------   ------
  8 CUMULATIVE EXPS             43,980                        4.19       0.59        4.77     3.58
                               -------                     -------     ------     -------   ------
# 13-SUITE 14A                                OPTION 1
GSA                              4,583          8/1999       10.41       0.01       10.42     4.24

# 18-SUITE 300                                 INITIAL
WALLPAPER FOR LESS               3,900          8/1999        4.75       0.00        4.75     4.24

# 19-SUITE 21A                                 INITIAL
O & A SPORTS                     4,000          8/1999        5.0O       0.00        5.00     4.24

#  8 SUITE 2829                                INITIAL
THRIFTY NICKLE                   1,750          9/1999        6.00       0.00        6.00     3.18

#  7-SUITE 30A                                 INITIAL
DOLLAR GEN STORES                7,300         11/1999        2.88       0.26        3.14     3.18

# 10-SUITE 20                                 OPTION 1
MIDWAY DENTAL                    2,935         12/1999        4.85       1.48        6.33     4.37

                                                 TERM/        BASE                 TOTAL     MARKET
       TENANT                   SQUARE FT      END DATE     RENT/SF     RECV/SF   RENT/SF    RENT/SF
---------------------------     ---------      --------     -------     -------   -------    -------
# 12-SUITE 14B                                OPTION 1
ALABAMA MEDICAID                 3,000         12/1999        6.25       0.00        6.25     4.37

# 11-SUITE 190                                OPTION 1
SINGER CENTER                    3,000         12/1999        2.20       0.46        2.66     4.37

# 15-SUITE 60                                 OPTION 1
CAROL'S STYLING                  1,250         12/1999        5.00       1.48        6.48     4.37

9 FYlO0 EXPIRATIONS             31,718                        5.16       0.30        5.46     3.98
                               -------                     -------     ------     -------   ------
17 CUMULATIVE EXPS              75,698                        4.59       0.47        5.06     3.75
                               -------                     -------     ------     -------   ------

                          MIDWAY PLAZA SHOPPING CENTER
                             RENT ROLL AS OF 7/1996
                               (FISCAL YEAR BASIS)

         TENANT/
   LEASE TYPE AND DATES/     BASE RENT/   OVERAGE/   SALES(000)/  RECOVERIES/    REVENUE/
         SQUARE FEET          PER SF       PER SF       PER SF       PER SF       PER SF
--------------------------  -----------   ---------  -----------  -----------   ----------
#  1 - SUITE 180
BEN FRANKLIN CRAFT
BASE LEASE 10/95- 1/05        90,000            0           0       14,990      104,990
             30,000 SF          3.00         0.00        0.00         0.50         3.50

#  2 - SUITE 180
CARMIKE CINEMA
BASE LEASE  7/85-6/05        114,581       16,781       1,168        7,644      139,006
            25,238 SF           4.54         0.66       46.27         0.30         5.51

#  3 - SUITE 15000
BARGAIN TOWN
BASE LEASE 1090-1/98         40,050            0           0            0       40,050
           15,000 SF           2.67         0.00        0.00         0.00         2.67

#  4 - SUITE 30
HANCOCK FABRIC
BASE LEASE 10/88-10/98        27,000            0           0       11,770       38,770
              9,000 SF          3.00         0.00        0.00         1.31         4.31

#  5 - SUITE 100
CHILD CARE RES CTR
BASE LEASE  1/96-12/97        29,900            0           0            0       29,900
              5,200 SF          5.75         0.00        0.00         0.00         5.75

#  6 - SUITE 50
SOUTHERN ANGLERS
BASE LEASE  4/96- 4/97         9,000            0           0          832        9,832
              2,000 SF          4.50         0.00        0.00         0.42         4.92

#  7 - SUITE 30A
DOLLAR GEN STORES
BASE LEASE 11/94-11/99        21,024            0           0        1,825       22,849
              7,300 SF          2.88         0.00        0.00         0.25         3.13

#  8 - SUITE 2829
THRIFTY NICKLE
BASE LEASE 8/94-9/99          10,500            0           0            0       10,500
            1,750 SF            6.00         0.00        0.00         0.00         6.00

# 9 - SUITE 270
OLAN MILLS
BASE LEASE 11/84-4/97          5,688            0           0        1,030        6,718
             1,050 SF           5.42         0.00        0.00         0.98         6.40

# 10 - SUITE 20
MIDWAY DENTAL
BASE LEASE  9/91-12/96        67,117            0           0        2,019        9,136
              2,935 SF          2.42         0.00        0.00         0.69         3.11

# 11 - SUITE 190
SINGER CENTER
BASE LEASE 11/81-12/96        63,300            0           0          642        3,942
              3,000 SF          1.10         0.00        0.00         0.21         1.31

# 12 - SUITE 14B
ALABAMA MEDICAID
BASE LEASE 12/91-12/96        69,375            0           0            0        9,375
              3,000 SF          3.13         0.00        0.00         0.00         3.13

         TENANT/
   LEASE TYPE AND DATES/     BASE RENT/   OVERAGE/   SALES(000)/  RECOVERIES/    REVENUE/
         SQUARE FEET          PER SF       PER SF       PER SF       PER SF       PER SF
--------------------------  -----------   ---------  -----------  -----------   ----------
# 13 - SUITE 14A
GSA
BASE LEASE  9/91-8/96          7,952            0           0            0        7,952
             4,583 SF           1.74         0.00        0.00         0.00         1.74

# 14 - SUITE 7A&B
ALA HUMAN RESOURCE
BASE LEASE  1/94-12/98        25,000            0           0            0       25,000
              4,000 SF          6.25         0.00        0.00         0.00         6.25

# 15 - SUITE 60
CAROL'S STYLING
BASE LEASE  1/81-12/96         3,125            0           0          860        3,985
              1,250 SF          2.50         O.00        0.00         0.69         3.19

# 16 - SUITE 40
CITY FINANCE
BASE LEASE 10/93-10/98        12,000            0           0        2,756       14,756
              2,000 SF          6.00         0.00        0.00         1.38         7.38

# 17 - SUITE 10
INTERCEL
BASE LEASE 2/94-1/99          26,979            0           0        7,894       34,873
              5,730 SF          4.71         0.00        0.00         1.38         6.09
                            --------     --------    --------     --------     ---------
                TOTALS       442,591       16,781       1,168       52,262      511,634
            123,036 SF          3.60         0.14        9.49         0.42         4.16
                            ========     ========    ========     ========     =========

                     MIDWAY PLAZA SHOPPING CENTER
                       AVERAGE OCCUPANCY REPORT
                            FOR ALL TENANTS

                           1996      1997      1998      1999      2000      2001      2002      2003      2004      2005     2006
                         -------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
JANUARY                  121,036   130,936   125,736   115,936   113,451   130,936   130,936   116,703   127,886   130,936   130,936
FEBRUARY                 121,036   130,936   110,736   121,206   113,451   130,936   128,936   116,703   130,936   100,936   130,936
MARCH                    121,036   130,936   110,736   121,206   120,751   130,936   128,936   121,886   130,936   100,936   118,453
APRIL                    123,036   130,936   115,936   125,206   130,936   125,736   124,936   113,451   130,936   100,936   116,703
MAY                      123,036   127,886   130,936   130,936   130,936   125,736   121,206    98,451   130,936    98,936   116,703
JUNE                     123,036   127,886   130,936   130,936   130,936   125,736   121,206   105,751   130,936    98,936   121,886
JULY                     123,036   127,886   130,936   130,936   130,936   130,936   125,206   115,936   125,736    94,936   113,451
AUGUST                   123,036   130,936   130,936   130,936   127,886   130,936   130,936   130,936   125,736    91,206   113,451
SEPTEMBER                130,936   130,936   130,936   118,453   127,886   130,936   130,936   130,936   125,736    91,206   120,751
OCTOBER                  130,936   130,936   130,936   116,703   127,886   130,936   130,936   130,936   130,936    95,206   130,936
NOVEMBER                 130,936   130,936   119,936   116,703   130,936   130,936   130,936   127,886   130,936   100,936   130,936
DECEMBER                 130,936   130,936   119,936   121,886   130,936   130,936   118,453   127,886   130,936   130,936   130,936
                         -------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
AVERAGE SF
 OCCUPIED-OCSF           125,169   130,174   124,053   123,420   126,411   129,636   126,963   119,788   129,382   103,004   123,007

TOTAL SF-GRSF            201,976   201,976   201,976   201,976   201,976   201,976   201,976   201,976   201,976   201,976   201,976
                         -------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
OCCUPANCY %                61.97     64.45     61.42     61.11     62.59     64.18     62.86     59.31     64.06     51.00     60.90
                         =======   =======   =======   =======   =======   =======   =======   =======   =======   =======   =======

                           2007        2008
                         -------    -------
JANUARY                  130,936    130,936
FEBRUARY                 127,886    130,936
MARCH                    127,886    130,936
APRIL                    127,886    130,936
MAY                      130,936    130,936
JUNE                     130,936    130,936
JULY                     130,936    130,936
AUGUST                   130,936    113,936
SEPTEMBER                130,936    113,936
OCTOBER                  125,736    109,936
NOVEMBER                 125,736    121,206
DECEMBER                 125,736    121,206
                         -------    -------
AVERAGE SF
 OCCUPIED-OCSF           128,874    124,731

TOTAL SF-GRSF            201,976    201,976
                         -------    -------
OCCUPANCY %                63.81      61.76
                         -------    -------

================================================================================
                                              ADDENDUM I LETTER OF AUTHORIZATION
--------------------------------------------------------------------------------

                                   Addendum I

                             LETTER OF AUTHORIZATION



--------------------------------------------------------------------------------

                       [Letterhead of MARK CENTERS TRUST]


                                                    June 7, 1996



VIA FEDERAL EXPRESS

Mr. Michael R. Pecorino
Senior Vice President
CB Commercial
560 Lexington Avenue 16th Floor
New York, NY 10022

Re:   Mark Centers Engagement dated May 8, 1996

Dear Mike:

      In connection with the above item, please expand the scope of work to include the following two properties:

o     Northside Mall, 3489 Ross Clark Circle NW, Dothan, Alabama

o     Midway Plaza, Pepperell Parkway and US Highway 29, Opelika, Alabama

      We understand that the cost for this additional work shall be S8.500.00 (out of expenses included). The relevant information you require to begin your work is included herein

                                                 Sincerely yours,

                                                 /s/ Joshua Kane
                                                 Joshua Kane
                                                 Senior Vice President
                                                 Chief Financial Officer

jk/cb67
Enclosures

================================================================================
                                                     ADDENDUM J   QUALIFICATIONS
--------------------------------------------------------------------------------

                                   Addendum J

                                 QUALIFICATIONS




--------------------------------------------------------------------------------

================================================================================
                                                     ADDENDUM J   QUALIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                                W. SCOTT BRADFORD
                           Senior Real Estate Analyst

                CB Commercial Real Estate Group, Inc. - Appraisal
                         100 Galleria Parkway, Suite 550
                             Atlanta, Georgia 30339
                                 (770) 951-7843


                                   EDUCATIONAL

B.S. in Management, Guilford College, Greensboro, North Carolina
M.S. in Real Estate, Georgia State University, Atlanta, Georgia

Appraisal Institute:
      Courses 1A-1, 1A-2, 1B-A, 1B-B, 2-1, and 2-3

                                  CERTIFICATION

 Certified Real Estate Appraiser: State of Georgia - Certificate Number 00 1784

                                  PROFESSIONAL

                               Appraisal Institute

Candidate - Appraisal Institute

                              EMPLOYMENT EXPERIENCE

1989-1993     John Booth & Associates                     Atlanta, Georgia
1993-Present  CB Commercial Real Estate Group, Inc.       Atlanta, Georgia
              Appraisal
              Southeast Region,
              Senior Real Estate Analyst
              Appraiser

================================================================================
                                                     ADDENDUM J   QUALIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                             RONALD A. NEYHART, MAI
                              First Vice President
                                Regional Manager

               CB Commercial Real Estate Group, Inc., - Appraisal
                         100 Galleria Parkway, Suite 550
                             Atlanta, Georgia 30339
                                 (770) 951-7874


                                   EDUCATIONAL

B.S. Finance and Management - Florida State University

Appraisal Institute
         Course 1A-1, 1A-2, 1B-A, 1B-B, 2-1, 2-2, SPP

                           LICENSE(S)/CERTIFICATION(S)

Registered Real Estate Salesman - State of Florida
State of Georgia Real Estate Appraisal Board - Certified Real Estate Appraiser - C000490

                                  PROFESSIONAL

                               Appraisal Institute

Member, (MAI) Appraisal Institute, Certification No. 8484

                               Other Affiliations

Realtor - Associate of the Atlanta Board of Realtors, Inc.

                              EMPLOYMENT EXPERIENCE

1979-1982    American Appraisal Associates, Staff Appraiser     Atlanta, Georgia
1982-1983    Cigna Securities, Account Executive                Atlanta, Georgia
1983-1984    Johnson, Lane, Space, Smith & Co., Account         Atlanta, Georgia
               Executive
1984-Present First Vice President, Regional Manager             Atlanta, Georgia
             CB Commercial Real Estate Group, Inc.
             Appraisal
             Southeast Region

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                               COMPLETE APPRAISAL

                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                                   TROY PLAZA
                               156 Hoosick Street
                                 Troy, New York
                               CB File No. 96-093C



                                   [LOGO] CB
                                   COMMERCIAL



                          Delivering Solutions Through
                           Local Knowledge Worldwide

                               COMPLETE APPRAISAL

                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                                   TROY PLAZA
                               156 Hoosick Street
                                 Troy, New York
                               CB File No. 96-093C


                                  DATE OF VALUE

                                  May 31, 1996


                                  PREPARED FOR

                                 MORGAN STANLEY
                               Morgan Capital Inc.
                                  1585 Broadway
                               New York, NY 10036


                                   PREPARED BY


                      CB COMMERCIAL REAL ESTATE GROUP, INC.
                               APPRAISAL SERVICES
                        560 Lexington Avenue, 16th Floor
                            New York, New York 10022

                         [LETTERHEAD OF CB COMMERCIAL]


June 10, 1996

MORGAN STANLEY
Morgan Capital Inc.
1585 Broadway
New York, NY  10036

RE:   Appraisal of Shopping Center
      TROY PLAZA
      156 Hoosick Street
      Troy, New York
      CB File No. 96-093C

Dear Ladies and Gentlemen:

At your request and authorization, CB Commercial Real Estate Group, Inc. has prepared a Complete Appraisal presented in a self-contained appraisal report of the current market value of the leased fee estate in the above-referenced real property.

The subject property is a single story community shopping center featuring 128,579 square feet of gross leasable area. The shopping center is anchored by Ames Department Store and Price Chopper Supermarket and is currently 100% occupied. The property is more fully described, legally and physically, within the enclosed report.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

Based on research and analysis contained in this report, it is estimated that the current market value of the leased fee estate in the subject property as of May 31, 1996, is:

                   THREE MILLION FIVE HUNDRED THOUSAND DOLLARS
                                  ($ 3,500,000)


The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, and The Financial Institution Reform, Recovery, and Enforcement Act of 1989 (FIRREA). Furthermore, this report has been prepared in conformance with our interpretation of the appropriate regulations and guidelines set forth by Morgan Stanley.

June 10, 1996
Page 2

It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CB Commercial Real Estate Group, Inc. can be of further service, please do not hesitate to contact us.

Respectfully Submitted,

CB COMMERCIAL REAL ESTATE GROUP, INC.
APPRAISAL SERVICES

by:



/s/Chris L. Harland                 /s/Michael R. Pecorino
------------------------------      --------------------------------
Chris L. Harland                    Michael R. Pecorino, MAI
Senior Real Estate Analyst          Senior Vice President, Northeast
                                    Regional Manager
                                    New York State Certification No. 46000002055

================================================================================
                                                 CERTIFICATION OF THE APPRAISERS
--------------------------------------------------------------------------------

                         CERTIFICATION OF THE APPRAISERS

We certify that to the best of our knowledge and belief:

      1. The statements of fact contained in this report are true and correct.

      2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

      3. We have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

      4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, such as the approval of a loan.

      5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. In addition, this report conforms to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act (FIRREA).

      6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

      7. Michael R. Pecorino has completed the requirements of the continuing education program of the Appraisal Institute.

      8. The property was personally inspected by Chris L. Harland, but was not inspected by Michael R. Pecorino, MAI.

      9. No other person provided professional assistance to the persons signing this report.

      10. The undersigned appraisers have extensive experience in the appraisal/review of similar property types.




/s/Chris L. Harland                 /s/Michael R. Pecorino
------------------------------      --------------------------------
Chris L. Harland                    Michael R. Pecorino, MAI
Senior Real Estate Analyst          Senior Vice President, Northeast
                                    Regional Manager
                                    New York State Certification No. 46000002055

--------------------------------------------------------------------------------

================================================================================
                                                             SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------

                               SUBJECT PHOTOGRAPHS


                                [GRAPHIC OMITTED]

               FRONT VIEW OF THE SUBJECT PROPERTY FACING SOUTHEAST




                                [GRAPHIC OMITTED]

                            ENTRANCE FACING NORTHEAST


--------------------------------------------------------------------------------

================================================================================
                                                        SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

                            SUMMARY OF SALIENT FACTS


Property Name:                      Troy Plaza

Location:                           156 Hoosick Street,
                                    Troy, New York

Assessor's Parcel Number:           Section 101.31, Block 10, Lot 3./1

Property Description:               The subject property is a single story
                                    community shopping center featuring 128,579 square feet of gross leasable area. The improvements are situated on a 533,610 square foot lot (12.25 acre). Construction features include a concrete and steel frame with brick and stucco exterior walls.

Highest and Best Use

As Though Vacant:                   Retail use

As Improved:                        Continued use as a shopping center

Property Rights Appraised:          Leased Fee

Date of Value:                      May 31, 1996

Land Area                           533,610 Square Feet (12.25 Acres)

Improvements

Building Area:

     Gross Leasable Area:           128,579 SF

Year Built:                         1966 (renovated 1988)

Condition:                          Average

Estimated Marketing Time:           12 months or less

--------------------------------------------------------------------------------

================================================================================
                                                        SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

Financial Indicators

Current Occupancy:                  100% Leased / 100% Occupied

Stabilized Occupancy:               98%

Market Rental Rate:                 $ 5.50 P.S.F. Anchor
                                    $11.00 P.S.F. Satellite
                                    $14.00 P.S.F. PAD
                                    $200.00 P.F.F. ATM

Income Growth Rate:                 3.5%

Estimated Stabilized Expenses:      $3.17 P.S.F.

Expense Growth Rate:                3.5%

Going-In Overall Capitalization
Rate Selected:                      9.50%

Going-In Overall Capitalization
Rate Implied:                       9.38%

Terminal Overall Capitalization
Rate:                               10.50%

Discount Rate:                      13.00%


Valuation

Land Value:                         N/A

Cost Approach:                      N/A

Sales Comparison Approach:          $ 3,350,000

Income Capitalization Approach:     $ 3,500,000

Final Value

Conclusion:                         $ 3,500,000

Per Square Foot:                    $ 27.22

--------------------------------------------------------------------------------

================================================================================
                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


CERTIFICATION OF THE APPRAISERS................................................i

SUBJECT PHOTOGRAPHS...........................................................ii

SUMMARY OF SALIENT FACTS.....................................................iii

TABLE OF CONTENTS..............................................................v

INTRODUCTION...................................................................1

AREA ANALYSIS..................................................................7

MARKET ANALYSIS...............................................................16

SITE ANALYSIS.................................................................23

IMPROVEMENT ANALYSIS..........................................................25

ZONING........................................................................29

TAX AND ASSESSMENT DATA.......................................................30

HIGHEST AND BEST USE..........................................................32

APPRAISAL METHODOLOGY.........................................................35

SALES COMPARISON APPROACH.....................................................37

INCOME CAPITALIZATION APPROACH................................................42

RECONCILIATION OF VALUE.......................................................71

ASSUMPTIONS AND LIMITING CONDITIONS...........................................73

ADDENDA.......................................................................77
      A         Glossary Of Terms
      B         Additional Photographs
      C         Improved Comparable Sales
      D         Rental Comparables
      E         Strategic Mapping, Inc. Reports
      F         Rent Roll
      G         PRO-JECT Reports
      H         Engagement Letter
      I         Legal Description
      J         Qualifications

--------------------------------------------------------------------------------

                                  INTRODUCTION

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

                                  INTRODUCTION

PROPERTY IDENTIFICATION

The subject is located on the south side of Hoosick Street in the City of Troy, New York. The common street address for the subject is 156 Hoosick Street. The city assessor's tax identification number is Section 101.31, Block 10, Lot 3./1. A full metes and bounds legal description is included in the Addenda.

OWNERSHIP AND PROPERTY HISTORY

The subject is currently owned by Mark Centers Limited Partnership. The subject has not sold in the last three years and to the best of our knowledge there is no known current listing, option, or agreement of sale of the subject.

DATES OF INSPECTION AND VALUATION

The site was last inspected by Chris L. Harland on May 31, 1996. Michael R. Pecorino, MAI did not inspect the subject or the comparables employed but reviewed this report and concurs with the conclusions. The date of the market value is the date of inspection, May 31, 1996.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the current market value of the leased fee estate in the subject property in it's "As Is" condition. Market value is defined as follows:

      Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)
TERMS AND DEFINITIONS

Please refer to the Addenda for a Glossary of the Terms and Definitions that are, and may be used in this appraisal.

INTENDED USE OF REPORT

This appraisal is for mortgage underwriting purposes.

PROPERTY RIGHTS APPRAISED

The value estimated represents the leased fee estate.

APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The following steps were completed by CB Commercial for this assignment:

      1.    Analyzed regional, city, neighborhood, site, and improvement data.

      2.    Inspected the subject and the neighborhood.

      3. Reviewed data regarding taxes, zoning, utilities, easements, and city services.

      4. Considered comparable improved sales, comparable improved building rental information, and comparable site sales. Data was confirmed with principals, managers, or real estate agents representing principals, unless otherwise noted.

      5. Analyzed the data to arrive at conclusions via each approach to value used in this report.

      6. Reconciled the results of each approach to value employed into a probable range of market data and finally an estimate of value for the subject, as defined herein.

      7. Estimated a reasonable exposure time associated with the value estimate.

The subject site and improvement descriptions are based on a personal inspection of the property, discussions with representatives of the subject property, and/or a review of relevant plat maps and leasing plans. The inspection is not a substitute for thorough engineering studies.

----------

(1) The definition of market value is taken from: The Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, ss.34.42(f), August 24, 1966. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

To develop the opinion of value, CB Commercial performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice. This means that no departures from Standard 1 were invoked.

This is a complete appraisal, in the form of a Self-Contained Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Standards of Professional Appraisal Practice. The definitions of Complete Appraisal and Self-Contained Report are found in the Glossary of Terms and Definitions. In a complete appraisal, CB Commercial uses all known applicable approaches to value. The value conclusion reflects all known information about the subject property, market conditions, and available data.

The Self-Contained Report incorporates to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. It also includes thorough descriptions of the subject property and the market for the subject property type. All data considered significant that was requested for this assignment was received by CB Commercial Real Estate Group, Inc. Appraisal Services.

SPECIAL APPRAISAL INSTRUCTIONS

There were no special appraisal instructions.

MARKETING PERIOD

The marketing period section is divided into reasonable exposure time and reasonable marketing time. Exposure time differs from marketing time. Marketing time is the period required to sell a real property interest at market value during the period immediately after the effective date of the appraisal. Exposure time is always presumed to precede the effective date of the appraisal.

Exposure time is not intended to be a prediction of a date of sale or a one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

      o     statistical information about days on the market

      o     information gathered through sales verification

      o     interviews of market participants.

The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions.

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

Reasonable Exposure Time

Exposure time is always presumed to precede the effective date of the appraisal. It is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but adequate, sufficient, and reasonable marketing effort. Exposure time and appraisal conclusion of value are therefore interrelated.

Exposure time is often expressed as a range and is based on direct and indirect market data gathered during the market analysis, sales verifications, interviews with market participants, and other appropriate sources. The amount of time which a property will require to be marketed varies greatly depending on a number of factors including market conditions, listing price, terms of sale offered, and competitive listing inventory.

In addition to considering each of the factors noted above, CB Commercial considered:

      o exposure periods of comparable sales revealed during the course of this appraisal,

      o     the most recent CB Commercial National Investor Survey, and

      o the opinions of local knowledgeable real estate brokers and investors.

Market Conditions

Throughout the Troy metropolitan area, market conditions for most property types have been generally weak during the past three to four years. The value of most investment grade property types has decreased due to a number of factors. The lack of demand for investment properties and the inability of owners to make mortgage payments resulted in numerous foreclosures, or properties deeded back in lieu of foreclosure. Increased listing inventory has had a substantial downward influence on property values and the exposure time necessary to generate sales. Only recently, due to the competitive pricing in the market and improving economic conditions, has the number of transactions and active investors increased. These market conditions describe the current market and illustrate how exposure time is correlated with listing inventory, competitive pricing structures, and marketing efforts.

CB Commercial National Investor Survey

In the most recent issue of the CB Commercial National Investor Survey, published in the Third Quarter 1995, CB Commercial surveyed a wide range of investors for property type preferences and specific marketing times. Respondents showed a clear preference for apartments, suburban offices, warehouse/distribution, community shopping centers, neighborhood shopping centers, power centers, urban offices, and business parks. Investors indicated that exposure

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

requirements for investment property have changed little from the previous survey, now an average of approximately 8.5 months for the subject property type.

Real Estate Broker Surveys

As a second information source, appraisers solicited the opinions of real estate brokers knowledgeable in the subject market and property type. While the majority of individuals surveyed were reluctant to predict an exact exposure time length for retail property in general, they generally estimated an approximate range between 6 and 12 months. All assumed that property would be appropriately priced and marketed. When asked about the subject property specifically, the consensus of opinion was that the subject would receive average to above average recognition in the marketplace under a reasonable plan for pricing and promotion.

Exposure Time Conclusion

In conclusion, based on the foregoing analysis, an exposure time of between 6 and 12 months is reasonable, defensible, and appropriate. Like the brokers surveyed, CB Commercial assumes that the subject property would have been competitively priced and aggressively promoted regionally.

Reasonable Marketing Time

Reasonable marketing time is the period a prospective investor would forecast to sell the subject property immediately after the date of value, at the value estimated. Anticipated marketing time is essentially a measure of the perceived level of risk associated with the marketability, or liquidity, of the subject as an investment grade property. The sources for this information include those used in estimating the reasonable exposure time, but also an analysis of the anticipated changes in market conditions following the date of appraisal. In other words, the reasonable marketing time is the number of months it will require to sell the subject property from the date of value, into the future.

The reader must understand, however, that the future price for the subject property (at the end of the marketing time) may or may not equal the appraisal estimate. The future price depends on unpredictable changes in the physical real estate, demographic and economic trends, real estate markets in general, supply/demand characteristics for the property type, and many other factors.

Based on the premise that present market conditions are the best indicators of future performance in the short-term and under stable market conditions, a prudent investor will forecast that, under the conditions described above, the subject property will require a marketing time of 6 to 12 months.

--------------------------------------------------------------------------------

                                  Regional Map

                               [GRAPHIC OMITTED]

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

                                  AREA ANALYSIS

The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property.

A regional map indicating the location of the subject is presented on the previous page.

REGIONAL INFLUENCES

Location

The subject property is located in the City of Troy within the Albany-Schenectady-Troy Metropolitan Statistical Area. The Albany-Schenectady-Troy MSA is made up of Albany, Montgomery, Rensselaer, Saratoga, Schenectady and Schoharie Counties in the mid-eastern section of New York. The subject property is located approximately 10 miles northeast of downtown Albany and 20 miles southeast of Schenectady. Troy is located within Rensselaer County which is bordered to the east by the Massachusetts state border, to the north by Washington County, NY, to the west by Albany County, NY and to the south by Columbia County, NY.

Population

According to Strategic Mapping, Inc., the population in the Albany-Schenectady-Troy MSA increased between 1980 and 1990, increased between 1990 and 1995, and is projected to increase further through the year 2000. Since 1990, the population in the Albany-Schenectady-Troy MSA increased by 2.1%. Projections for population change over the next five years show a similar pattern of growth of 1.6%.

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================================================================================
                                                                   AREA ANALYSIS
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Demographic statistics for the Albany-Schenectady-Troy MSA are summarized in the following table.

================================================================================
                           SELECTED AREA DEMOGRAPHICS
                           ALBANY-SCHENECTADY-TROY MSA
--------------------------------------------------------------------------------
      Population
          1995 Estimate                                           879,448
          1990 Census                                             861,424
          1990-1995 % Change                                          2.1%
      Households
          1995 Estimate                                           338,107
          1990 Census                                             330,484
          1990-1995 % Change                                          2.3%
      1995 Median Household Income                               $ 37,958
      1995 Average Household Income                              $ 46,540
      1990 Median Home Value                                     $ 98,954
      1990 % College Graduates                                       24.6%
--------------------------------------------------------------------------------
Source: Strategic Mapping, Inc.
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

Households

Similar to the population level within the Albany-Schenectady-Troy MSA, the number of households has grown in recent years and is projected to increase over the next five years. Between 1990 and 1995, household growth in the Albany-Schenectady-Troy MSA was 2.3%. Projections for the year 2000 indicate a mature and stable area with the number of households increasing by 1.9%. While experiencing decline between 1980 and 1990, the average household size did not change in the early 1990's and is expected to remain fairly stable over the next five years. In the Albany-Schenectady-Troy MSA, the average household size declined from 2.68 in 1980 to 2.51 in 1990. It is projected to decline slightly to 2.50 in the year 2000.

Income

As per data compiled by the Strategic Mapping, Inc., the 1995 median household income in the Albany-Schenectady-Troy MSA was $37,958. The median household income increased considerably between the 1980 and 1990 census by approximately 9.1% annually. In 1980 the median household income was $16,934, which increased by 91.5% to $32,428 in 1990. The 1995 estimate indicates that growth in the median household income has slowed to only 3.4% per annum from 1990 to 1995. Income growth is projected to increase at an average annual rate of 3.3% between 1995 and the year 2000.

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================================================================================
                                                                   AREA ANALYSIS
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Employment

The Albany-Schenectady-Troy Metropolitan Statistical Area (MSA) employment base, like many other cities in the northeast, has its largest employment concentrations in the services sector with a 30.6% share of total non-farm workers. The second largest employment group is in government with a 25.6% share. Since Albany is the state capital of New York, the regional economy is heavily influenced by the government sector. The most recently published labor statistics for the Albany-Schenectady-Troy MSA as of January 1996 indicate that the area's civilian labor force declined by 3,900 people (0.9%) from the previous year. Shown below is a breakdown of the labor force, number employed, and unemployed in the Albany-Schenectady-Troy Metropolitan Statistical Area.

================================================================================
               CIVILIAN LABOR FORCE - ALBANY-SCHENECTADY-TROY MSA
                             (BY PLACE OF RESIDENCE)
================================================================================
                             January 1996                  January 1995
--------------------------------------------------------------------------------
LABOR FORCE                       446,900                       450,800
--------------------------------------------------------------------------------
EMPLOYMENT                        422,000                       425,700
--------------------------------------------------------------------------------
UNEMPLOYMENT                       24,900                        25,100
--------------------------------------------------------------------------------
UNEMPLOYMENT RATE                    5.5%                          5.5%
================================================================================

Over the past year, the labor force and the number of employed decreased. The labor force and employment both decreased by approximately 0.9%. As a result, the number of unemployed workers decreased by 0.8%. The unemployment rate of 5.5% remained the same within the Albany-Schenectady-Troy Metropolitan Statistical Area. The unemployment rate within the MSA is significantly lower than the state unemployment rate of 6.8%.

When analyzing employment by industry, the data is collected by place of work as opposed to by residence (as shown above). An analysis of employment by industry indicates that nonfarm employment declined slightly by 0.9%, which can be primarily attributed to decreases in the goods producing industries as well as the government sector of the services category. The following chart illustrates the employment by sector for the Albany-Schenectady-Troy MSA between January 1995 and 1996.

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================================================================================
                                                                   AREA ANALYSIS
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================================================================================
              EMPLOYMENT BY INDUSTRY - ALBANY-SCHENECTADY-TROY MSA
                               (BY PLACE OF WORK)
================================================================================
Employment Sectors                              1/1/95      1/1/96      % Change
--------------------------------------------------------------------------------
Goods Producing                                  55,100      52,500       -4.7%
Manufacturing                                    41,600      39,900       -4.1%
      Durable Goods                              20,600      19,300       -6.3%
      Non-Durable                                21,000      20,600       -1.9%
Construction & Mining                            13,500      12,500       -7.6%
Services                                        370,600     369,600       -0.3%
Retail Trade                                     70,400      71,500         1.6%
Wholesale Trade                                  18,500      19,000         2.7%
Services                                        127,300     129,200         1.5%
TCPU                                             16,000      16,300         1.9%
FIRE                                             25,900      25,600       -1.2%
Government                                      112,500     108,000       -4.0%
--------------------------------------------------------------------------------
TOTAL EMPLOYMENT                                425,700     422,000       -0.9%
================================================================================

Despite significant declines within all goods producing industries as well as the government sector of the services category, given gains in wholesale and retail trade, services, and TCPU, total employment decreased by only 0.9%. Given cutbacks in government spending, the government sector lost approximately 4,500 jobs over the past year. In addition, manufacturing also witnessed a decline in employment of approximately 1,700 jobs. Theses losses, however, were almost offset by increases in most of the services subcategories. Based on our analysis of the labor force and employment, it appears that the economy is stable overall though recent government cutbacks have hit the MSA harder than other areas of New York and the northeast region.

The major employers within Rensselaer County are as follows:

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================================================================================
                                                                   AREA ANALYSIS
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================================================================================
                     RENSSELAER COUNTY MAJOR AREA EMPLOYERS
================================================================================
Company                                         Business           No. Employees
--------------------------------------------------------------------------------
General Electronic Silicones           Computers/Appliances           1,650
Rensselaer Polytechnic Institute             Education                1,450
Samaritan Hospital                           Hospital                 1,400
Rensselaer County                           Government                1,150
Seton Health System                         Healthcare                1,120
Garden Way, Inc.                            Agriculture               1,000
Hudson Valley Community College              Education                  950
Grand Union                               Retail/Grocery                900
The Enlarged City School District            Education                  700
Troy City                                   Government                  560
--------------------------------------------------------------------------------
Source: Rensselaer County Chamber of Commerce
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

Transportation

Two major interstate highway systems converge in the Albany-Schenectady-Troy MSA. The New York State Thruway (I-90 and I-87) connects the area with New York City to the south, Buffalo to the west, and the Massachusetts Turnpike and Boston to the east. The Northway (I-87) proceeds north through the Adirondack and Lake Champlain region and connects with the Canadian Highway system in Montreal. I-88 intersects the Thruway just north of Albany County and provides direct access to Binghamton, the southern New York tier and Pennsylvania.

Located 7 miles west of the City of Albany, the Albany County Airport is the major commercial service air facility in the region. In 1966, the airport handled more than 2.3 million passengers. The Port of Albany is operational year-round and is located 124 nautical miles north of New York City on the Hudson River. The port consists of 200 acres of land on both sides of the river which has a channel width of 400 feet and a channel depth of 32 feet. The region is an excellent distribution point for motor freight carriers within overnight trucking time to 35 of the nation's top 100 retail markets.

Rail freight facilities operated by Conrail, D&H/CP Rail System and Guilford railways service the Northeast and Mid-Atlantic states and Canada with connections nationwide. Amtrak provides passenger service throughout the U.S. and Canada. The Albany/Rensselaer station is the 11th busiest in the nation. Amtrak operates daily service to New York City, Buffalo, Montreal and Boston.

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================================================================================
                                                                   AREA ANALYSIS
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Conclusion and Relevance to the Subject Property

During the early 1990's, the region experienced a downturn in the economy as a result of the national recession. Despite the downturn, it appears that the region maintained slow growth in both population and household levels. As new jobs are created, the unemployment rate is expected to gradually decline though it is currently well below that of the State of New York. The region is heavily influenced by the government sector since Albany is the state capital of New York. Over the past year, government cutbacks have had an adverse affect upon employment levels. While overall employment dropped slightly, the unemployment rate did not change over the past year. The region's transportation system is considered to be very good and has contributed to the recent slow growth despite the economic downturn of the region and nation. Overall, the Albany-Schenectady-Troy MSA is projected to remain financially and demographically healthy into the foreseeable future.

NEIGHBORHOOD INFLUENCES

Location

The subject is located on the south side of Hoosick Street between Tenth and Fourteenth Streets, approximately two miles northeast of downtown Troy. The common mailing address is 156 Hoosick Street, Troy, New York. The boundaries for the subject neighborhood are considered to be:

      North:      Park Boulevard
      South:      Jacob Street
      West:       U.S. Route 4
      East:       Burdett Avenue

A neighborhood map indicating the location of the subject is presented on the following page.

Land Use

Land use in the neighborhood consists of a mixture of commercial and residential development. Development in the immediate vicinity of the subject consists of 1-4 family residential uses to the south and west and mixed residential and commercial uses to the north and east. In the vicinity of the subject, there are primarily small service and retail uses along Hoosick Street with scattered industrial and residential uses as well. Predominantly residential uses are located along the sidestreets. The immediate area is approximately 90 to 95 percent developed. Most desirable commercial lots are currently utilized. However, there is some potential for development and renovation in the area when market conditions improve.

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                               [GRAPHIC OMITTED]

                                NEIGHBORHOOD MAP

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                                                                   AREA ANALYSIS
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Access

Accessibility to the neighborhood in general, and to the subject property in particular, is considered to be good. Access to Interstate 787 is located approximately two miles west of the subject while a connection with U.S. Highway 4 is located approximately one mile west. The subject neighborhood also features a good network of secondary roadways which further enhance accessibility.

Demographics

Selected neighborhood demographics in a one-, three-, and five-mile radius from the subject are shown in the following table:

================================================================================
                       SELECTED NEIGHBORHOOD DEMOGRAPHICS
================================================================================
                                                 1-Mile      3-Mile      5-Mile
--------------------------------------------------------------------------------
Population
    2000 Projection                              20,175      79,793     138,495
    1995 Estimate                                20,502      80,495     136,910
    1990 Census                                  20,907      81,234     134,747
    1990-1995 % Change                            -1.9%       -0.9%        1.6%
Households
    2000 Projection                               7,210      31,725      54,544
    1995 Estimate                                 7,327      31,962      53,728
    1990 Census                                   7,490      32,250      52,746
    1990-1995 % Change                            -2.2%       -0.9%        1.9%
1995 Median Household Income                   $ 26,728    $ 28,914    $ 34,295
1995 Average Household Income                  $ 33,549    $ 35,980    $ 42,293
1990 Average Home Value                        $ 88,719    $ 87,281    $ 96,284
1990 % College Graduates                          29.3%       25.0%       28.8%
--------------------------------------------------------------------------------
Source: Strategic Mapping, Inc.
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

The subject property benefits from a good commercial location as well as stable demographic characteristics. The population and households have decreased within one and three mile radii but have increased within a five mile radius. Projections for the year 2000 indicate similar patterns. While the population and households have been stable overall, income levels have edged upward approximately 3.5 percent per annum since 1990 within all three radii, similar to the inflation rate. Demographic characteristics appear to be strongest within a five mile radius. The five mile radius extends closer to the City of Albany which appears to be recovering economically more quickly than Troy. General characteristics are fairly similar throughout all three radii.

--------------------------------------------------------------------------------

Growth and Trends

Due to stable demographic characteristics as discussed above as well as improving economic conditions, there has been some retail development in Troy in recent years. A community center known as the Brunswick Plaza was constructed in 1995. This center is located at Hoosick and McChesney Avenues, contains 145,050 square feet and is anchored by Grand Union. We are not aware of any proposed shopping centers within the City of Troy in upcoming years. Most retail development within the region has been concentrated in Albany County to the southwest of the subject in Colonie, Latham and Albany. Recent developments include the Latham Farms Plaza, a 700,000 square foot regional discount center anchored by WalMart, Home Quarters and Shop-N-Save. This center is located at the intersection of Route 2 and the Northway in Colonie. The immediate neighborhood has not experienced significant retail development in the recent past.

Conclusion and Relevance to the Subject Property

The subject property is situated in an area consisting primarily of retail, service and residential uses. The area features good accessibility to the local transportation system and throughout the city and metropolitan area. Currently, the subject's neighborhood is in the stabilization stage of its life cycle, a period of neither significant growth nor decline. While the area is highly developed, some potential exists for future development whether through construction on the few remaining vacant lots or renovation of existing improvements. We do not expect the character of the neighborhood to change in the near future.

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================================================================================
                                                                 MARKET ANALYSIS
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                                 MARKET ANALYSIS

Retail Overview

The retail market in Troy has witnessed some growth over the past few years despite the economic troubles the region has experienced. As noted in the previous section, a community center known as the Brunswick Plaza was constructed in 1995. This center is located at Hoosick and McChesney Avenues, contains 145,050 square feet and is anchored by Grand Union. We are not aware of any proposed shopping centers within the City of Troy in upcoming years. Most retail development within the region has been concentrated in Albany County to the southwest of the subject in Colonie, Latham and Albany. Recent developments include the Latham Farms Plaza, a 700,000 square foot regional discount center anchored by WalMart, Home Quarters and Shop-N-Save. This center is located at the intersection of Route 2 and the Northway in Colonie. Also, the Crossgates Mall, a 1,700,000 super regional mall, was expanded and renovated in 1993. This mall is located on the Washington Avenue Extension in Albany. The immediate neighborhood has not experienced significant retail development in the recent past.

Total retail development within Albany County consists of approximately 9.5 million square feet while retail development within Rensselaer County totals approximately 1.3 million square feet. The City of Troy contains 450,000+ square feet of retail space within its major shopping centers including the subject.

Local Retail Market

In order to project future performance of the retail space in the subject property consideration has been given to various market components that affect the supply and demand for this type of real estate property. Specifically we have:

o Inspected the site and surrounding areas for the purpose of familiarizing ourselves with all the locational and environmental factors. In this regard, we have directed our attention to the physical qualities of the site, access and circulation, surrounding uses, and relationship to sources of market support.

o Reviewed the principal economic growth trends in the area in industry, population and employment. Our intention was to identify the degree of underlying support for existing improvements and future growth.

o Analyzed existing and foreseeable market conditions for retail properties in the area.

o Analyzed demographics of the subject property's trade area as well identified competition in order to assess, the subject property's current as well as future position in the market.

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================================================================================
                                                                 MARKET ANALYSIS
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Trade Area

The trade area of a shopping center is defined as the geographic area from which the sustaining patronage for steady support of a center is obtained. Determination of the boundaries is contingent upon various factors including but not limited to the nature of the center, accessibility, physical barriers, location of competing facilities, and limitations of driving time and distance.

The subject's general trade area is considered to be that which encompasses a ten mile radius of the subject center. We broke this down further to include a three-mile ring (primary), a five-mile ring (secondary) and a ten-mile ring (tertiary).

Definition Of The Trade Area

The primary ingredients for success in these types of projects include the nature of the competition, population density, income levels, and disposable income. The actual size of the population needed to support this type of project cannot be fixed due to the complexities of the above factors, as well as changing methods of merchandising. Local conditions, such as number of households, income levels, and existing centers within the trade area can have the most dramatic impact upon any given project since these factors are what determine the purchasing power in an area. An additional ingredient leading to the success of a shopping center would be the tenant mix and characteristics of the leading tenants which attract shoppers to the project.

We have analyzed demographic data, competition, income levels for the subject trade area in the following sections. The demographic profiles of the primary, secondary and tertiary trade areas are contained within the Strategic Mapping, Inc. Profile Report located within the Addenda.

Population

The sales potential of a center is directly related to its proximity to the number of potential patrons. The historical and projected trends for population are important to examine when analyzing the trade area of a shopping center.

The historical population trends for the subject's trade areas indicate a decrease in population between 1990 and 1995 in the primary trade area and increases over the same period in the secondary and tertiary trade areas. In the primary trade area the population decreased by 0.9% between 1990 and 1995 to 80,495 and is projected to decrease further to 79,793 (0.9%) by the year 2000. Both the secondary and tertiary trade areas increased in population between 1990 and 1995 by 1.6% and 0.6%, respectively. Future population increases in the secondary and tertiary trade areas are projected to be 1.2% and 0.2%, respectively.

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================================================================================
                                                                 MARKET ANALYSIS
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In order to further analyze this population change, we have examined the distribution of the population by age. When analyzing the population distribution by age, it should indicate in what age groups the population shifts are projected to take place. This is important to distinguish if it will have a great impact on the retail sales of the subject center. Shifts in the age groups under 25 years of age will affect the subject however less drastically than changes in the subject's core market approximately between the ages of 25 and 54.

As illustrated in the Profile Report located in the Addenda, a large percentage of the population in all three trade areas are in the age groups from 25 - 54. Estimated figures for 1995 indicated that the median age was slightly higher than the 1990 census in all three trade areas ranging from 32.6 in the primary trade area to 34.7 in the tertiary trade area. Overall, the diversification among age groups is very common among other retail trade areas.

Household Trends

When analyzing the demographics for a retail center, it is most important to focus on the trends in the household population. A household consists of one or more persons occupying a dwelling unit. A family would be considered a household unit, however single persons living alone or two or more unmarried persons sharing a dwelling are also considered a household unit. The household unit is perhaps the best indicator in determining the economic health of a trade area. One of the important components which bonds a household together is it's economic strength as a unit as compared to the economic viability of an individual; single person households not withstanding. If the population is slightly decreasing and yet the number of households is increasing, this would not necessarily be a negative indicator. This would imply that the average household size was shrinking. Each household has demand for goods that likely is not duplicated with a larger household size. This demand is duplicated however in the number of households.

Similar to population figures, the number of households in the trade area decreased between 1990 and 1995 in the primary trade area and increased over the same period in the secondary and tertiary trade areas. In the primary trade area the population decreased by 0.9% between 1990 and 1995 to 31,962 and is projected to decrease further to 31,725 (0.7%) by the year 2000. Both the secondary and tertiary trade areas increased in population between 1990 and 1995 by 1.9% and 0.7%, respectively. Future population increases in the secondary and tertiary trade areas are projected to be 1.5% and 0.4%, respectively.

Household Income

The median household income in the subject's trade areas increased annually at an average rate of 3.4% to 3.6% from 1990 to 1995. Thus, the household incomes in the area grew at a

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================================================================================
                                                                 MARKET ANALYSIS
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pace similar to inflation during this period. The projected annual income growth rates between 1995 and the year 2000 are approximately 3.3% to 3.4%, again similar to the projected rate of inflation. Overall, household income levels varied significantly between the three trade areas. The median household income levels ranged from a low of $28,914 in the primary trade area to a high of $36,794 in the tertiary trade area in 1995.

Employment

Based upon 1990 census figures, the income characteristics of the trade areas indicate that this is a predominately white collar market. The tertiary trade area had the highest percent in white collar employment at 68.3% while the primary trade area had the lowest at 61.1%. Blue collar employment percentages in the primary, secondary and tertiary trade areas were 22.5%, 21.1% and 17.9%, respectively. The remaining percentages were in special services categories.

The 1990 Census information indicates that the unemployment rates ranged from a low of 5.0% in the tertiary trade area to a high of 7.0% in the primary trade area. As discussed in the Location Analysis, the unemployment rate in the Albany-Schenectady-Troy MSA as of January 1996 was 5.5% which was the same as the same month of the previous year. We feel the subject market will witness modest employment growth in upcoming years and a declining unemployment rate given the forecasted improvement in local and regional economic conditions.

Expenditure Potential

The Expenditure Potential charts located in the Addenda outline Strategic Mapping, Inc. retail sales projections for the subject trade area. The highest sales growth in the primary trade area appears to be in electronics, drug, home center, shoe and sporting goods stores. These five categories also represent high growth in the secondary and tertiary trade areas. The average growth rate for retail sales in the primary trade area is projected at 1.33% in the primary trade area, 1.76% in the secondary trade area and 1.52% in the tertiary trade area.

Strategic Mapping, Inc. examines the product potential for various store types for each portion of the subject trade area. Based on statistical sampling, Strategic Mapping has derived a benchmark per household expenditures for each store type. Comparing the figures in the trade area to the benchmark figure, it is apparent that those individuals in the subject trade area are much more likely to spend on items in convenience, drug and grocery stores as well as restaurants.

The Strategic Mapping Expenditure Potential Index is defined as follows, 'An index which shows the amount by which an area per household expenditures, differed from that of the benchmark.' The benchmark is defined as the average or common expenditure among households for a

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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------

larger region. Values below 100 signify that this area is below the benchmark per household expenditures and correspondingly values above 100 indicate a higher than average expenditure per household. The overall Expenditure Index for the primary area is 92.0, while the benchmark indices for the secondary and tertiary trade areas are 97.0 and 98.8, respectively. In conclusion, the expenditure indices for the subject trade areas indicate that the trade area populations spend less than the benchmark household on retail goods.

Market Indicators

The subject center contains fifteen tenant suites ranging in size from approximately 1,200 to 71,665 square feet. Therefore, the tenants represent a mix of satellite and anchor tenants. Discussions with local leasing agents reveal that satellite space rents in the area generally range from $10.00 to $15.00/ SF depending upon the physical and locational characteristics of the space. In addition, anchor tenant rents in the area generally range from $5.00 to $8.00/ SF. In addition to minimum rent, most tenants (except service oriented businesses such as banks and marketing research, travel agents etc.) pay percentage rents. Most percentage charges range from 3% to 6% for satellite tenants depending on the mark up on merchandise and 1% to 3% for anchor tenants. Percentage rent for the majority of tenants is over specified breakpoints. Retail leases are typically structured on an absolute net basis and have either predetermined rent increases over the term or a scheduled CPI increases. Based upon discussions with brokers and managing agents in the area as well as our observations during our inspection, competing centers in the subject's market area have vacancy rates which generally fall within the 90% to 100% range with an average vacancy rate of approximately 95%. The subject center is currently 100% occupied.

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================================================================================
                                                                 MARKET ANALYSIS
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Summary

The trade area represents a stable and viable retail market. Declining population and household levels in the primary trade area are offset by increases in the secondary and tertiary trade areas. The trade areas exhibit lower spending potential in comparison to the region. While this may have a negative impact upon the subject to some degree, the subject has proven to be successful regardless as demonstrated by its 100% occupancy. The subject's good access, visibility, location on a heavily traveled roadway and a lack of competition in the immediate area all appear to compensate for the lower spending potential. Income levels appear to be increasing at rates similar to historical and projected inflationary rates. Overall, the subject trade areas reflect average to good retail characteristics which should have a positive impact upon the subject property in years to come.

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                              PROPERTY DESCRIPTION

================================================================================
                                                                   SITE ANALYSIS
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                                   Site Plan

                                [GRAPHIC OMITTED]

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                                                                   SITE ANALYSIS
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                                  SITE ANALYSIS

The description of the site can be detailed as follows:

Location:                     The subject is located at the south side of
                              Hoosick Street (State Route 7), approximately two miles east of an interchange of I-787 in Troy, New
                              York. Ingress and egress to the subject are available via the main entrance on the south side of Hoosick Street.

Assessor's Parcel Number:     Section 101.31, Block 10, Lot 3./1

Land Area(1)                  The subject site contains 12.25 acres or 533,610
                              square feet.

Shape and Frontage:           The site is generally irregular in shape featuring
                              good frontage on Hoosick Street (859 feet). Though irregular, the shape does not limit the use of the site.

Topography and Drainage:      The site slopes gently upward from Hoosick Street
                              towards the rear. Our investigation did not reveal any significant drainage problems.

Soils: No soil report was provided and it is assumed that the soil is adequate for the existing use.

Easements:                    No title report was provided in connection with
                              this appraisal. No survey showing the location of easements was available. Thus, it is not possible to make a definitive conclusion regarding any potential impacts on value of the location of any such easements or encroachments. It is specifically assumed that any easements, restrictions, or encroachments that might appear against the title would have no adverse impact on marketability or value.

Covenants, Conditions,        No private deeds or restricting covenants
and Restrictions:             affecting development, other than zoning, were
                              found to affect the site.

Utilities:                    All public utilities including gas, electricity
                              and telephone as well as water, storm and sanitary sewer systems.

----------
(1) Source: Troy Tax Assessor's Office

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================================================================================
                                                                   SITE ANALYSIS
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Flood Zone:                   According to maps published by the Federal
                              Emergency Management Agency (FEMA), the subject lies within Zone C, as indicated on FEMA Community
                              Map Panel 360677 0003 B, dated March 18, 1980.
                              This zone is described as follows:

                              FEMA Zone C: " This area is identified in the community flood insurance study as an area of moderate or minimal hazard from the principal source of flood in the area. Buildings in this zone could be flooded by severe, concentrated rainfall coupled with inadequate local drainage systems. Local storm water drainage systems are not normally considered in the community's Flood Insurance Study. The failure of a local drainage system creates areas of high flood risk within this rate zone. Flood insurance is available in participating communities but is not required by regulation in this zone."

Environmental Issues:         The value estimate rendered in this report is
                              predicated on the assumption that there is no hazardous material on or in the property causing a loss in value. No evidence of hazardous waste or toxic materials was visible and CB Commercial has no knowledge of the existence of these substances on or in the subject property. However, CB
                              Commercial is not qualified to detect hazardous waste or toxic materials.

Adjacent Properties

North: Small retail, service and residential uses as well as one industrial property noted

South:                        One to four family residential uses

East:                         Small retail, service and residential uses

West:                         One to four family residential uses

Conclusion:                   The subject is a 12.25-acre site on a paved street
                              served by necessary utilities. Access and visibility are considered to be good. There are no adverse soil conditions of which CB Commercial
                              Real Estate Group, Inc. is aware. The shape of the parcel is irregular but results in no specific limitation. Furthermore, the topography is gently sloping and possesses no specific development limitation. There is no excess land and the unimproved portions of the site are fully utilized by a macadam parking lot. From a physical standpoint, the site is considered to be adequate for many types of development.

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                                                            IMPROVEMENT ANALYSIS
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                              IMPROVEMENT ANALYSIS

The subject improvements were constructed in 1966 and renovated in 1988. The improvements consist of a one story community shopping center containing 128,579 square feet of gross leasable area. The shopping center contains fifteen tenant suites. The following is a description of the improvements based on our physical inspection, municipal records and from discussions with and materials provided by the client. The building areas are detailed as follows:

================================================================================
                               156 HOOSICK STREET
                                 BUILDING AREAS
================================================================================
                                                          Gross
                     Type                             Leasable Area
--------------------------------------------------------------------------------
         Anchors (2 suites)                              100,709
         Satellite (13 suites)                            27,770
                                                          ------
           Total (15 suites)                             128,579
--------------------------------------------------------------------------------
      Source: Client rent roll
      Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The basic construction features are summarized as follows.


Construction Class            The class of construction is the basic subdivision
                              in Marshall Valuation Service which divides all buildings into five basic groups by type of framing (supporting columns and beams), walls, floors, roof structure, and fireproofing. The subject is considered to be of construction Class
                              B(1).

Competitive Rating            The subject is considered a Class B building in
                              terms of quality as it is perceived in the marketplace.

Foundation                    Poured concrete

Frame                         Concrete block over a steel frame

Floor Construction            Concrete slab

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(1) The primary characteristic of Class B Buildings is the reinforced concrete frame in which the columns and beams can be either formed or precast concrete. They may be mechanically stressed, and the structure is fire resistant.

(Source: Marshall Valuation Service)

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                                                            IMPROVEMENT ANALYSIS
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Exterior Walls                Load-bearing concrete block over a steel frame
                              with brick veneer and concrete siding.

Fenestration                  Aluminum framed glass windows and glass front
                              doorways.

Roof Structure & Covering     Flat, presumably built-up composition covering
                              over steel deck with steel bar joist supports. We were unable to inspect the roof and assume the roof is in average overall condition.

Exterior Condition            Average

Interior Partition System     Metal studs with gypsum board cover.

Interior Finishes - Tenant
Space

                              Floors:     Combination of vinyl tile and carpet.

                              Walls:      Painted or covered gypsum board.

                              Ceilings:   Suspended acoustic tiles.

                              Lighting:   Recessed florescent lighting.

                              Summary:    The interiors of the subject are
                                          considered to be of average quality
                                          and similar to competitors.

HVAC Heating and ventilation is provided to the majority of the tenant suites by roof-mounted HVAC units. Each of these units pump the hot air throughout its suite via sheet metal air duct work hidden above the dropped ceiling. Air conditioning is supplied by the same system utilizing the duct work and supplying cool air during the summer months. The HVAC system is a gas-fired forced air system.

Electrical                    The electrical system is assumed to be in good
                              working order and adequate for the building.

Fire Protection It is assumed that the subject has adequate fire alarm systems, fire exits, fire extinguishers, fire escapes and/or other fire protection measures to meet local fire marshall requirements.

Plumbing The plumbing system is assumed to be in good operating condition.

--------------------------------------------------------------------------------

================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Parking Surface parking is provided for 535+ vehicles. The main parking area is located towards the front of the center with additional parking located towards the west side of the site. The number of parking spaces satisfies current zoning requirements for the existing use.

Landscaping                   Landscaping on the subject property is minimal
                              which is typical within the subject neighborhood.

ADA Compliance Handicap access does not appear to be available to all areas of the center. However, we are not qualified to determine compliance with the requirements. Please refer to the specific limiting condition regarding ADA compliance.

Environmental Issues          The value estimate rendered in this report is
                              predicated on the assumption that there is no hazardous material on or in the improvements which would cause a loss in value.

Functional Quality of Space   The interior floor plans are flexible and will
                              accommodate a variety of tenant layouts. There are no observed design problems. There is one pad building currently occupied by Fleet Bank towards the north side of the site. This building contains
                              2,400 square feet and is located near the front entranceway with good visibility.

Deferred Maintenance          No deferred maintenance was observed or reported.
                              The improvements have been adequately maintained since it was constructed in 1966.

Economic Age and Life         Based on the current condition, we estimate the
                              effective age to be approximately 10 years. The center has a physical age of 30 years but was renovated 8 years ago. According to the Marshall
                              Valuation Service cost guide, buildings of this type and quality have an expected life of approximately 45 years. Therefore, the remaining economic life (expected life minus effective age) is estimated at 35 years. While we observed nothing to suggest a different economic life, a capital improvement program could extend life beyond that stated above.

--------------------------------------------------------------------------------

================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Quality/General Condition     The subject property conforms well with
                              competitors and substitutes in the area. The quality of construction is typical of the area.
                              Interior amenities are similar to competing properties of the same approximate age. The general condition of the improvements is average.
                              We observed no evidence of structural fatigue and the improvements appear sound. We are not qualified to determine structural integrity, however, and recommend that the reader rely upon an expert in this field for further determination.

Conclusion/Comments           The subject property is an average quality
                              shopping center located in a stable commercial area. The improvements generally conform with competitors and substitutes in the neighborhood.

--------------------------------------------------------------------------------

================================================================================
                                                                          ZONING
--------------------------------------------------------------------------------

                                     ZONING

The subject's zoning requirements are detailed below.

================================================================================
                                 ZONING SUMMARY
================================================================================
Current zoning:               B3; Shopping Center Commercial
Legally conforming?:          Yes
Uses permitted:               Retail, Bank, Food Stores, Dry Cleaning, Drive-In
                              Restaurants, Offices, Service Stations, Motels,
                              Auto Repair Shops, Nightclubs, Theaters, Indoor
                              Recreation, Factory Outlets, Vocational and Trade
                              Schools
Zoning change                 Not Likely
--------------------------------------------------------------------------------
          Category            Zoning Requirement
--------------------------------------------------------------------------------
Minimum Lot Area              25,000 square feet
Minimum Lot Width             150 feet
Front Setback                 100 feet
Rear Setback                  50 feet
Side Yard Setbacks            50 feet
Maximum Percentage            35%
Height Limit                  40 feet
Parking                       1.25 spaces per 300 square feet
--------------------------------------------------------------------------------
Source: City of Troy Zoning Ordinance
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

ZONING ANALYSIS AND CONCLUSIONS

According to the City of Troy Zoning ordinance, the subject property is a legal and conforming use under current guidelines. In addition, the property appears to conform to most other requirements with the exception of setback requirements.

--------------------------------------------------------------------------------

================================================================================
                                                                    TAX ANALYSIS
--------------------------------------------------------------------------------

                             TAX AND ASSESSMENT DATA

Real estate in the City of Troy is assessed at 23.1% of the assessor's estimated market value. The subject's market value, assessed value, and current taxes are summarized below.

=========================================================================================================================
                                     CURRENT ASSESSMENT AND TAX INFORMATION (1995)
=========================================================================================================================
                                                                          Assessed Value     Tax Rate /      Annual Taxes
    Tax ID               Land          Improvements          Total                             $1,000
-------------------------------------------------------------------------------------------------------------------------
101.31-10-3./1        $1,349,610        $4,981,948         $6,331,558       $1,462,590         $148.04         $216,522
                                                                                               (Proj.)
-------------------------------------------------------------------------------------------------------------------------
Source: Troy Tax Assessor's Office
Compiled by: CB Commercial Real Estate Group, Inc.
=========================================================================================================================

Real estate taxes in City of Troy are considered to be delinquent after December
31. Officials with the city assessor's office indicate that there are no delinquent property taxes against the subject. Based on the concluded value in this report $3,500,000, CB Commercial believes that the assessor's estimate of market value is high despite a recent reduction in the assessment.

The last citywide reassessment within the City of Troy has not been for many years. A date for the next city-wide reassessment has yet to be scheduled. Following is a chart summarizing recent annual changes in the commercial tax rate.

================================================================================
                           HISTORICAL TAX RATE GROWTH
================================================================================

     Year                   Rate/$1,000 of AV              Percent Change

     1991                         122.94                        ---

     1992                         128.75                        4.72

     1993                         136.42                        5.95

     1994                         139.57                        2.31

     1995                         147.98                        6.02

     1996*                        148.04                        0.04
--------------------------------------------------------------------------------
Source: Troy Assessor's Office
* Based upon the 1996 county rate and the 1995/1996 school rate
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

According to the city of Troy Assessor's Office, the subject property has an assessed value of $1,462,590. The subject was recently reassessed as a result of a tax appeal and the assessment was reduced from $1,828,240 to the current assessment of $1,462,590. The current tax rate is 148.04 per $1,000 of assessed valuation based upon the 1996 county rate and the 1995/1996 school rate. The assessor's estimated taxes for the subject in the 1996 tax year total $216,522. Over the past five years, the commercial tax rate within Troy increased at

--------------------------------------------------------------------------------

================================================================================
                                                                    TAX ANALYSIS
--------------------------------------------------------------------------------

an average annual rate of 3.8 percent. However, the 1996 combined rate shown above is based upon the 1995 school rate since the new rate has yet to be announced. Therefore, the increase in 1996 rate may be understated. Thus, an average annual increase in taxes of four percent, which takes into consideration the combined increases in the assessment and tax rate, is considered to be reasonable into the foreseeable future. Since the subject was reassessed, the subject's tax liability will decline substantially in the upcoming year.

The subject is not reportedly impacted by any special assessments and is not within an improvement district.

--------------------------------------------------------------------------------

================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria that the highest and best use must meet are:

            o     legal permissibility;

            o     physical possibility;

            o     financial feasibility; and

            o     maximum profitability.

Highest and best use is applied specifically to the use of a site as vacant. It is recognized that in cases where a site has existing improvements, the concluded highest and best use as if vacant may be different from the highest and best use given the existing improvements (as improved). The existing use will continue, however, until the land value, in its highest and best use, exceeds that total value of the property under its existing use plus the cost of removing or altering the existing structure.

Implied in the highest and best use is a recognition of the contribution of a specific use to the community environment or to the community's development goals, in addition to wealth maximization of individual property owners. Also implied is that the conclusion of highest and best use that results from the appraiser's judgment and analytical skill, i.e., that the use determined from the analysis represents an opinion, not a fact to be found.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

HIGHEST AND BEST USE AS THOUGH VACANT

Legal Permissibility

The legally permissible uses were discussed in the zoning section of this report. Based on our review of the zoning restrictions, the site can be developed with several different uses, including retail, office, and a variety of commercial uses.

Physical Possibility

The physical characteristics of the subject site were discussed in detail in the site analysis section. Overall, a wide range of legally permissible uses would be physically possible, including a variety of retail and commercial uses.

--------------------------------------------------------------------------------

================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

Financial Feasibility

In the course of our investigation, we considered among the permissible uses those uses that appear most likely to return the highest income to the land. The subject's location lends itself well to retail use given the high volume of traffic and a lack of competing centers in the immediate area. The closest community shopping center to the subject is the Brunswich Plaza, a 145,000 square foot center constructed in 1995, located approximately three miles to the east on Route 7. The site is well located with respect to its proximity to highways and residential neighborhoods.

Maximum Profitability

Based upon an analysis of the previous requirements, it is our opinion that retail development would be the most logical use of the subject site. The zoning ordinance allows for a variety of commercial uses. However, based upon the site's physical characteristics and types of uses which would be financially feasible, it is our opinion that the highest and best use of the subject site as if vacant would be for the retail development.

Conclusion: Highest and Best Use As Though Vacant

The concluded highest and best use of the subject, as though vacant, is that the site be improved with a retail use.

HIGHEST AND BEST USE AS IMPROVED

Legal Permissibility

As discussed, the subject site's zoning and legal restrictions permit a variety of land uses. Regardless, the site has been improved with a community shopping center. Based upon review of the Troy Zoning Ordinance, it is our opinion that the improvements are within the established guidelines.

Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the improvement analysis section of this report. Overall, the layout and positioning of the improvements are considered to be functional for a shopping center use, and the floor plan is considered to be reasonable in comparison to other shopping centers in the area. The improvements have good retail features, have been adequately maintained, and are physically capable of sustaining their current use over the extended future.

--------------------------------------------------------------------------------

================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

Financial Feasibility

As with the highest and best use of the site as though vacant, the financial feasibility of the site as improved is market derived. Typically, for retail properties similar to the subject, the test of feasibility is based on the amount of rent that can be generated less operating expenses. If a residual amount exists after paying the various expenses, then the land is being put to a productive use. At present, the subject is 100% occupied. CB Commercial estimates that the appropriate stabilized market occupancy is 98%. Based on the historical and current operating status of the subject property, CB Commercial anticipates that the improvements are capable of providing an adequate return on the investment before any debt service requirements. Therefore, we conclude that the current use of the improvements is a financially feasible use of the property as improved.

Maximum Profitability

Similar to the highest and best use of the site as though vacant, the maximum profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use.

Conclusion: Highest and Best Use as Improved

Based on the foregoing discussions, CB Commercial concludes that the highest and best use of the property, as improved, is consistent with the existing use as a shopping center. There are no apparent alternative uses of the existing improvements that would produce a higher net income and/or value over time than the current use. The current use is a legally permissible use and appears to represent the highest and best use as improved.

Furthermore, CB Commercial does not believe that conversion of the improvements or demolition is warranted or financially feasible.

--------------------------------------------------------------------------------

                                   VALUATION

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

                              APPRAISAL METHODOLOGY

The appraisal process is defined as an orderly program by which the problem is planned and the data involved is acquired, classified, analyzed and interpreted into an estimate of value. In this process three basic approaches to value are considered: Cost Approach, Sales Comparison Approach, and Income Capitalization Approach. In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

The final step in the appraisal process is reconciliation -- a process by which CB Commercial analyzes alternative conclusions and selects a final value estimate from among two or more indications of value. CB Commercial weighs the relative significance, applicability and defensibility of each approach as it relates to the type of property being appraised.

THE COST APPROACH

The Cost Approach is based upon the proposition that an informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Furthermore, the subject was originally constructed in 1966, 30 years ago. An investor would not use the Cost Approach due to the imprecise nature of estimating the accrued physical, functional, or external depreciation affecting the improvements. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.

SALES COMPARISON APPROACH

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, indicating a value for the subject. Valuation is typically accomplished using physical units of comparison such as price per square foot and price per unit, or economic units of comparison such as gross rent multiplier. Adjustments are then applied to the physical units of comparison derived from the comparable sale yielding a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences with the final estimate derived based on the general comparisons.

--------------------------------------------------------------------------------

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; and, (d) the absence of nontypical conditions affecting the sales price. Through our search of the subject market, we were able to uncover a limited though adequate number of recent and comparable sales. Therefore, this approach has been employed for this assignment but is given little weight in the final reconciliation.

INCOME CAPITALIZATION APPROACH

The methodology of the Income Capitalization Approach is to determine the income-producing capacity of the property on a stabilized basis. In the direct capitalization method, this is done by estimating market rent from comparable rentals, making deductions for vacancy and collection losses and building expenses, then capitalizing the net income at a market-derived rate to yield an indication of value. The capitalization rate represents the relationship between net income and value.

Related to the direct capitalization method is the discounted cash flow method. In this method of capitalizing future income to a present value, periodic cash flows (which consist of a net income less capital costs, per period) and a reversion (if any) are estimated and discounted to a present value. The discount rate is determined by analyzing current investor yield requirements for similar investments.

Since investors are active in the marketplace for properties similar to the subject, the Income Capitalization Approach is particularly applicable to the appraisal problem at hand. There is an adequate quality and quantity of income and expense data available to render a reliable and defensible value conclusion. Therefore, this approach has been employed as the primary method for this assignment.

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH

The Sales Comparison Approach provides an estimate of market value based on analyzing transactions of similar properties in the market area. The method is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing one with the same utility. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed

There are various units of comparison available in the evaluation of sales data in this approach. The sale price per square foot and net income multiplier methods are the most commonly used in this approach. The effective gross income multiplier (EGIM) is rarely used by market participants because of the inconsistencies in estimating effective or gross income, vacancy, and expense differences.

We conducted a thorough sales search for comparable shopping centers in the subject's market area. Through our sales search, we were able to identify a limited number of sales with similar characteristics to the subject. The following table summarizes what are considered to be the most recent and proximate comparable sales. Detailed write-ups of each comparable are included in the addendum.

==============================================================================================================
                                       SUMMARY OF COMPARABLE RETAIL SALES
==============================================================================================================
                                                      Gross
Sale                                       Sale      Leasable                           Sale Price
 No.     Property Name/ Location           Date      Area (SF)         Sale Price        Per S.F.         OAR
--------------------------------------------------------------------------------------------------------------
  1     West Brighton Plaza               12/93        165,000        $ 4,300,000         $ 26.06        12.3%
        2611 West Henrietta Rd
        Brighton, NY
  2     2345 Buffalo Road                  7/93        79,647         $ 3,700,000         $ 46.45         9.5%
        Gates, NY
  3     7905 Route 11                      3/95        28,000          $ 900,000          $ 32.14        13.0%
        Cicero, NY
--------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
==============================================================================================================

--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

                               IMPROVED SALES MAP

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF IMPROVED SALES

Sale Number One

Sale number one, located at 2611 West Henrietta Road in Brighton, NY, is a 165,000 square foot community shopping center which sold in December of 1993 for $4,300,000 or $26.06 per square foot. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed in 1962 and was in average condition at the time of sale, similar to the subject. Visibility and overall locational characteristics are similar to the subject. No size adjustment is warranted. Market conditions at the time of sale were similar to current market conditions. Therefore, no adjustment for time is warranted. The center was 100% occupied at the time of sale by four tenants with long term leases.

Sale Number Two

Sale number two, located at 2345 Buffalo Road in Gates, NY, is a 79,647 square foot community shopping center which sold in July of 1993 for $3,700,000 or $46.45 per square foot. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was in superior condition to the subject at the time of sale. Locational characteristics are considered to be similar to the subject location. No size adjustment is warranted. Market conditions at the time of sale were similar to current market conditions. The purchaser owns the adjacent property on which a Caldor's store is situated and was reportedly highly motivated to purchase. We have therefore adjusted the price downward for conditions of sale. An large downward adjustment is required due the conditions of sale and condition adjustments.

Sale Number Three

Sale number three, located at 7905 Route 11 in Cicero, NY, is a 28,000 square foot shopping center which sold in March of 1995 for $900,000 or $32.14 per square foot. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed in the 1970's and was in average condition at the time of sale, similar to the subject. The lot contained excess development rights, according to a representative of the owner, and approximately 6,000 SF will be added. The sale price is therefore adjusted downward to reflect the additional building rights. Visibility and overall locational characteristics are similar to the subject. In addition, market conditions at the time of sale were similar to current market conditions. Therefore, no adjustment for time is warranted. An overall downward adjustment is required due to the excess development rights.

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

Summary of Adjustments

Adjustments made to the comparables are summarized in the following grid:

================================================================================
                         IMPROVED SALES ADJUSTMENT GRID
================================================================================
                                Sale No. 1         Sale No. 2         Sale No. 4
--------------------------------------------------------------------------------
Sale Price / SF                  $26.06             $46.45             $32.14
--------------------------------------------------------------------------------
   Property Rights                  =                  =                 =
   Financing                        =                  =                 =
   Conditions of Sale               =                                    =
   Market Conditions                =                  =                 =
   Occupancy at Sale                =              Not Avail.         Not Avail.
   Location                         =                  =                 =
   Visibility                       =                  =                 =
   Condition                        =                                    =
   Parking                          =                  =                 =
   Quality                          =                  =                 =
   Excess Devel. Rights             =                  =
   Size                             =                  =                 =
--------------------------------------------------------------------------------
Net Adjustment                      =
================================================================================

Sale Price Per Square Foot Conclusion

The unadjusted sales prices of the comparables range from $26.06 to $46.45 per square foot. After adjustments, the value range narrows significantly. We have placed equal emphasis upon each of the three comparable sales. Based on our previous analysis of the comparable improved sales, we have concluded that the indicated value for the subject property would likely range from $25.00 to $27.00 per square foot. Given this estimated range, our estimate of value via the Sales Comparison Approach is provided in the following table.

================================================================================
                     SALES PRICE PER SQUARE FOOT INDICATION
================================================================================
      Indicated
      Value/SF                 Subject GBA                    Total
--------------------------------------------------------------------------------
      $ 25.00          x         128,579         =         $ 3,214,475
      $ 27.00          x         128,579         =         $ 3,471,633
--------------------------------------------------------------------------------
      Rounded                                              $ 3,350,000
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

Net Operating Income Analysis

The net operating income level for the comparables ranged from $3.21 to $4.41 per square foot, per year. The subject has a projected NOI for the coming year of $325,536 or $2.53 per square foot reflecting the first year of our projected cash flow. Given the correlation between price paid

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

per square foot and NOI per square foot it would seem reasonable to conclude that the subject would sell within the adjusted range established by the comparable properties.

The following chart depicts the calculations involved in developing adjustment factors to be applied to the respective price per square foot units of comparison developed from the comparables employed.

=================================================================================================================
                                          NET OPERATING INCOME (NOI) ANALYSIS
=================================================================================================================
 Sale       Subject's NOI/SF
            ----------------                             Sale Price           Adjustment            Adjusted $/SF
  No.        Sale's NOI/SF           Multiplier             $/SF                                     for Subject
-----------------------------------------------------------------------------------------------------------------
   1            $2.53                 0.79                   $26.06            -$5.48                    $20.58
                -----
                $3.21

   2            $2.53                 0.57                   $46.45           -$19.98                    $26.47
                -----
                $4.41

   3            $2.53                 0.61                   $32.14           -$12.54                    $19.60
                -----
                $4.18
=================================================================================================================

For the most part, there is a direct correlation between the NOI/SF and sale price per square foot. Typically, as the net income level increases, so does the price paid per square foot. After adjusting the four sales, a range of value for the subject between approximately $20.00/SF to $26.00/SF is indicated. We have concluded towards the upper end of the range due to the subject's high occupancy rate, good quality anchors and good location. The subject has a total building area of 128,579 square feet. The value estimate via the net operating income analysis is calculated as follows:

================================================================================
      Net Rentable Area of Subject                    128,579 square feet
      Value per square foot                         $26.00 per square foot
      Indicated Value:                                    $3,343,054
                                                          ----------
      ROUNDED:                                            $3,350,0000
================================================================================

The concluded values via the sales price per square foot and net operating income analyses are both $3,350,000. Each method is given equal consideration. Overall, little emphasis has been placed on this approach due to the quality of the data. It is used primarily as a check of the value derived via the Income Approach.

We estimate the as is market value of the leased fee interest in the subject property, via the Sales Comparison Approach, as of May 31, 1996, to be:

           --- THREE MILLION THREE HUNDRED FIFTY THOUSAND DOLLARS ---
                                  ($3,350,000)

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                         INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over period of time. The two common valuation techniques associated with the Income Capitalization Approach are direct capitalization and the discounted cash flow (DCF) analysis.

DIRECT CAPITALIZATION

Direct capitalization is the method used to convert a single year's estimate of income into a value indication. In direct capitalization, a precise allocation between return on and return of capital is not made because investor assumptions or forecasts concerning the holding period, pattern of income, or changes in value of the original investment are not simulated in the method. Direct capitalization is most appropriate when analyzing a stable income stream and in estimating the reversion at the end of a holding period. Using this method, the following sets forth the process:

      1. Estimate the Potential Gross Income (PGI) from all sources that a competent owner should be able to generate from a property based on existing and/or market rents.

      2. Deduct an estimate of Vacancy and Collection Loss (VCL) to arrive at an Effective Gross Income (EGI) estimate.

      3. Deduct operating expenses from the estimate of EGI. The result is an estimate of the stabilized Net Operating Income (NOI).

      4.    Estimate an Overall capitalization rate (Ro, or OAR).

      5. Divide the NOI by Ro, resulting in a value estimate at stabilized occupancy.

      6. Adjust the stabilized value to account for "As Is" condition, if applicable.

DISCOUNTED CASH FLOW ANALYSIS

The discounted cash flow (DCF) analysis is a detailed analysis used when the future income is expected to be variant, usually as a result of numerous lease obligations and/or anticipated changes in income and expenses. It is also particularly relevant when institutional buyers are the most likely purchasers of the subject because institutional buyers often place great weight on this analysis. The DCF analysis specifies the quantity, variability, timing, and duration of NOIs and cash flows. Selecting the proper yield rate (discount rate) is essential. CB Commercial must consider the target yield sought by investors as well as yields derived from comparable sales and/or market information. The methodology is:

      1. Estimate the before-tax cash flows for each period of a projected holding period net of any capital expenditures such as leasing expenses and tenant improvements.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

      2.    Estimate a discount rate and a terminal overall capitalization rate.

      3. Estimate a selling price, known as the reversion, for the end of the projected holding period.

      4. The cash flows and the reversion are then discounted to a present value estimate.

APPROPRIATE CAPITALIZATION METHOD

A number of factors were considered in evaluating the appropriateness of using the direct capitalization method and/or the DCF technique including the occupancy status, lease structures, above/below market rents and typical buyer behavior. As a result of considering the foregoing factors, both the DCF technique and the income capitalization technique are employed in this appraisal.

ESTIMATE OF MARKET RENT

Rent analysis involves both a study of market (comparable) rentals and the subject's existing rents (if any). Market rent is the rent that a property would most probably command in the open market; indicated by the current rents paid and asked for comparable space.

SUMMARY OF COMPARABLE RENTALS

CB Commercial surveyed competitive properties and lease transactions for comparison to the subject. The selected comparable rentals are summarized in the following chart with a map and discussions of each comparable provided on the following pages.

====================================================================================================================================
                                                SUMMARY OF COMPARABLE RETAIL RENTALS
====================================================================================================================================
               Building Name /           Building Size    Year Built   Overall                 Base Rent Per          Comments
 No.              Location                                              Occup.     Tls/SF          S.F.
------------------------------------------------------------------------------------------------------------------------------------
  1     Builders Square Plaza           157,000+/-         1990         98%        None       Yrs 1-2 $12.00     October 1994
        1814 Central Avenue                                                                   Year 3 $12.60      lease of 2,100
        Colonie, NY                                                                           Year 4 $13.23      SF; no free rent
                                                                                              Year 5 $13.89
                                                                                                   NNN

  2     Builders Square Plaza           157,000+/-         1990         98%        None       Year 1 $12.00      April 1994 lease of
        1814 Central Avenue                                                                 Yrs 2-5 incr 5%/yr   1,050 SF; no free
        Colonie, NY                                                                               NNN            rent; five year
                                                                                                                 option

  3     Wolf Road Shoppers Park         258,300+/-         1974         95%        None       Year 1 $12.50      3rd Qtr 1995 lease;
        Wolf & Sand Creek Rds.                             (renov                             Yrs 2-5 annual        no free rent
        Colonie, NY                                        1982)                              CPI incr. NNN

  4     Colonie Plaza Central           137,476+/-         1987         95%        None       Year 1 $11.00      1995 lease; no
        Ave near Rte                                                                          Yrs 2-5 annual      free rent
        155 Colonie, NY                                                                       CPI incr. NNN
====================================================================================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
====================================================================================================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF COMPARABLE RENTALS

We have obtained four comparable leases within three shopping centers in the subject market area which are summarized above. All leases are considered to be in the subject trade area. Following are detailed descriptions of each lease transaction with a map indicating the locations of each lease comparable following these descriptions.

Comparable Rental Number One

Comparable lease number one is located within Builders Square Plaza, a 157,000 square foot shopping center located approximately seven miles west of the subject in Colonie. The center was constructed in 1990, is in good condition, and is currently 98% occupied. Albany Windows leased 2,100 square feet of space within this center in October of 1994. The lease term is five years and the base rent is $12.00 per square foot on a triple net basis for the first two years with 5% annual increases thereafter. Locational characteristics are considered to be reasonably similar to the subject though the condition of the center is superior to the subject. Overall, the rental rate is adjusted downward for condition in order to reflect market rent for satellite space at the subject.

Comparable Rental Number Two

Comparable lease number two is also located within Builders Square Plaza in Colonie. Pizza Express leased 1,050 square feet of space within this center in April of 1994. The lease term is five years and the base rent is $12.00 per square foot on a triple net basis for the first year with 5% annual increases thereafter. Similar to the above lease, the rental rate is adjusted downward for condition in order to reflect market rent for satellite space at the subject.

Comparable Rental Number Three

Comparable lease number three is located within Wolf Road Shoppers Park, a 258,300 square foot community center located approximately five miles west of the subject in Colonie. The center was constructed in 1974, renovated in 1982, is in good condition, and is currently 95% occupied. While the precise terms of the lease are confidential, we were informed that a satellite lease was signed in the third quarter of 1995 for five years at $12.50 PSF triple net with annual CPI increases. Locational characteristics are similar to the subject center. Overall, the rental rate is adjusted downward for condition in order to reflect market rent for satellite space at the subject.

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                               Comparable Rentals

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Comparable Rental Number Four

Comparable lease number four is located within Colonie Plaza, a 137,476 square foot community center located approximately eight miles west of the subject in Colonie. The center was constructed in 1987, is in good condition, and is currently 95% occupied. The center is set in a deep site with limited visibility from Central Avenue. While the precise terms of the lease are confidential, we were informed that a satellite lease was signed in 1995 for five years at $11.00 PSF triple net with annual CPI increases. Locational characteristics are similar to the subject center. While the condition of the center is superior, the visibility is inferior. Overall, these factors offset each other and no adjustment is applied to the rental rate.

ANCHOR SPACE

The following table summarizes recent leases for anchor tenants within the region.

====================================================================================================================================
                                                     ANCHOR TENANT LEASES
====================================================================================================================================
Location/Tenant                 Date           Term           Size              Rent/SF                      Comments
------------------------------------------------------------------------------------------------------------------------------------
Rensselaer County Plaza         1/93         20 Years        116,100           $5.73 NNN        Rent increases by $0.35/SF every
East Greenbush, NY                          5 x 5 year                                          five years;  % rent not
Wal-Mart                                     options                                            available;  located six miles
                                                                                                south of the subject
Latham Farms                   10/93         20 Years        120,000           $7.23 NNN        Recently constructed off-price
Latham, NY                                                                                      regional center 4 miles west of
Wal-Mart                                                                                        subject;  % rent not available
St. Lawrence Mall               2/95         10 Years        30,000          1-5 $6.00 NNN      Regional mall located near
Massena, NY                                                                 6-10 $8.00 NNN      Canadian border
T.J. Maxx
Eastview Mall                  10/93         25 Years        113,275       $7.85 NNN plus 1%    Store recently constructed
Victor, NY                                  2x10 year                      over $25,000,000
Caldor's                                     options
Riverside Mall                  1993         20 Years        109,015     $6.70 NNN incr by 8%   Store recently constructed; % rent
Utica, NY                                   4 x 5 year                       every 5 years      not available
BJ's Wholesale Club                          options
====================================================================================================================================

The anchor leases range from $5.73 PSF to $7.85 PSF on a triple net basis. The upper end of the is more reflective of recently constructed anchor space within regional centers. The low end of the range represents anchor space within a similar community center to the subject located in East Greenbush approximately six miles south of the subject. This center, the Rensselaer County Plaza, is situated in a similar location but is slightly newer than the subject. We have therefore chosen a market rental rate slightly below the indicated range for anchor space.

--------------------------------------------------------------------------------

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                                                  INCOME CAPITALIZATION APPROACH
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PAD BUILDING

There is one pad building located within the subject center which consists of a 2,400 square foot bank leased by Fleet Bank. Based upon conversations with local brokers and managers, pad buildings typically command rental rates which are 20 to 30 percent higher than a center's satellite space due to greater exposure and visibility. We have therefore applied a premium of 25% to the estimated market rental rate of the subject's satellite space. This appears to be supported by recent leasing activity at the subject.

In addition to surveying comparable centers, we have also analyzed the most recent lease transactions at the subject center. There have been very few recent leases signed at the subject. The two most recent leases are detailed below.

ANALYSIS OF SUBJECT LEASES

The following table summarizes the subject property's recent lease history.

====================================================================================================================================
                                                  SUMMARY OF RECENT SUBJECT LEASES
====================================================================================================================================
                                       New /      Term                              Contract                         TI's /    Free
          Tenant (Floor)              Renew      (Years)      Date       Size        Rent           Escalation        SF       Rent
------------------------------------------------------------------------------------------------------------------------------------
Fleet Bank of NY (Pad)                 New         10         3/94       2,400       $ 14.00       1/99 $16.00       None      None
Sally Beauty Supply                    New          7         1/91       1,200       $ 11.00           None          None      None
------------------------------------------------------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
====================================================================================================================================

The typical retail lease at the subject property is triple net whereby the tenant is responsible for reimbursing the landlord for such expenses as real estate taxes, insurance, and common area maintenance (CAM).

The terms of recent leases in similar centers in the area have typically been between five and ten years. Based on our survey of competing leasing agents, and discussions with the subject agent, 5 year terms are more typical with satellite tenants, 10 year terms are more typical with pad building tenants, and 15-25 year terms being more typical of anchor and junior anchor tenants. Therefore, for the purpose of our analysis, we have utilized a lease term of 5 years for the satellite tenant suites, 10 years for the pad (bank) building and 20 years for the anchor space.

In our interviews with competing leasing agents, we also inquired as to the market norm for rent escalations. Most of the agents agreed that one to three year leases are typically flat, with some sort of escalation or bump in 5+ year leases. We have utilized an annual rental escalation in all speculative leases in line with our projected CPI growth factor.

--------------------------------------------------------------------------------

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

According to the subject leasing agent, TI's are typically not given, with the owner generally providing a "vanilla box" for new tenants and nothing for renewals. Furthermore, conversations with competing leasing agents indicated that TI's are typically not provided by the landlord in most shopping centers in the subject market area. This is supported by our comparable leases as no TI's were provided to any of these tenants. Retail space is typically taken "as-is" with the tenant fitting out their space to their own specifications. Although no allowance is paid to the new tenant, the owner does incur an upfit cost for the work which typically ranges from $1.00 to $3.00 per square foot. Also, certain tenants may require a tenant allowance even though it is not typical in the market. Therefore, we estimated a small tenant improvement allowance for new tenants at $5 per square foot. In reality, most tenants will not be given any allowance and some retailers would require an amount in excess of $5.00 per square foot. We project that a blended $5.00 per square foot tenant alteration allowance would be adequate. No tenant improvements are provided on a renewal lease.

All of the leasing agents surveyed reported minimal if any free rent. The subject leasing agent indicated that no free rent was offered to any of the tenants that leased space in the subject center over the past three to four years. Therefore, based upon the most recent leases written at the subject center as well as conversations with local leasing agents, we have projected that no free rent will be offered to prospective tenants.

CONCLUSIONS: MARKET RENT ESTIMATE FOR THE SUBJECT PROPERTY

Based on the previous analysis, the current market lease parameters for the subject property are estimated as follows:

================================================================================
                          CONCLUDED MARKET LEASE TERMS
                            (PER SQUARE FOOT / YEAR)
================================================================================
                     Category                                  Amount
--------------------------------------------------------------------------------
Market Rent - Satellite Space                               $11.00 (NNN)
Market Rent - Pad Building                                  $14.00 (NNN)
Market Rent - Anchor Space                                   $5.50 (NNN)
Lease Term - Satellite Space                                   5 Years
Lease Term - Pad Building                                     10 Years
Lease Term - Anchor Space                                     20 Years
Annual Escalation                                               3.5%
Tenant Improvements (New)                                       $5.00
Tenant Improvements (Renewal)                                   $0.00
Free Rent (Months)                                            0 Months
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

--------------------------------------------------------------------------------

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

CONTRACT RENT

Through our research of the subject property, which included a complete review of lease abstracts, rent rolls (both current and historical), and detailed discussions with a representitive of Mark Centers Trust, the following rent roll summary was utilized to detail currently leased suites and general information employed for this approach. Additionally, within the Addenda are copies of the tenant lease assumptions, generated by Pro-ject+ Plus, a computerized lease-by-lease analysis program.

Information submitted to us and contained in the Addenda provide additional support to the data and assumptions inputted for this method and is assumed to be correct and reliable. CB Commercial reserves the right to amend our input assumptions if any documentation is subsequently available which contradicts that assumed for this method. Located below is the subject rent roll summary.

=======================================================================================================
                                               TROY PLAZA
                                               RENT ROLL
                                          (AS OF MAY 14, 1996)
=======================================================================================================
                                            Square                                Rent /        Monthly
Suite                 Tenant                 Feet     Begin         End            SF            Rent
-------------------------------------------------------------------------------------------------------
  1     Ames Distributing                   71,665     4/90         5/101         $1.95        $11,667
  2     Price Chopper                       29,004     10/79        9/99          $1.93         $4,667
  3     Friendly Ice Cream                   4,000     4/88         4/98         $13.07         $4,356
  4     Strawberries                         1,600     6/85         6/97         $13.00         $1,733
  5     Fleet Bank of NY                     2,400     3/94        12/103        $14.00         $2,800
  6     Plaza Discount Wines                 1,200     5/88         9/97         $14.84         $1,484
  7     Sally Beauty Supply                  1,200     1/91         1/98         $11.00         $1,100
  8     Casey's East                         4,350     12/86        11/96         $9.00         $3,263
  9     Polley's Card and Gifts              2,000     7/87         7/97         $10.50         $1,750
 10     Volume Shoes                         2,500     1/87         1/97          $9.50         $1,979
 11     Rent a Center of America             2,000     9/86         8/98         $12.00         $2,000
 12     Radio Shack                          2,500     9/89         8/99         $11.25         $2,344
 13     Eastern Moon Chinese                 1,620     7/90         7/00         $12.04         $1,625
 14     Key Bank (ATM)                         100     3/79        12/104       $200.00         $1,667
 15     Label Shopper                        2,400     6/89         6/97         $10.75         $2,150
                                           -------                              -------       --------
        Total Leased Square Feet           128,579             Average Rent:      $4.16        $44,584
        Vacant Space                             0                                                x 12
                                                                                              --------
        Occupancy-Overall                     100%                                            $535,008
-------------------------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
=======================================================================================================

--------------------------------------------------------------------------------

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF TENANCY

The subject is comprised of a mix of local, regional and national tenants. Overall, the quality of the tenancy is considered to be average for community centers in the area. Current rental rates range from $1.93 to $1.95 PSF for the anchor tenants and $9.00 to $14.84 PSF for the satellite tenants. In addition, the one pad suite is currently paying $14.00 PSF and the ATM is paying a flat rate of $200.00 PSF based upon an applied area of 100 square feet.

The following table summarizes the expiration of existing leases during the next six years.

================================================================================
                        SUBJECT LEASE EXPIRATION SUMMARY
================================================================================
Fiscal Year     # of         SF                  Cumulative     Cumulative
Vacant Space   Tenants    Expiring       %           SF             %
--------------------------------------------------------------------------------
  1997           1          2,500       1.9%        2,500          1.9%
  1998           6         12,400       9.6%       14,900         11.6%
  1999           1          2,000       1.6%       16,900         13.1%
  2000           1          2,500       1.9%       19,400         15.1%
  2001           1          1,620       1.3%       21,020         16.3%
  2002           1          2,500       1.9%       23,520         18.3%
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

Based on the existing leases in place, one lease will roll over in FY 1997. Six leases representing 11.6% of the center will roll over during FY 1998. Four the next four years FY 1999 through FY 2002), one lease will roll over in each year. Rollover therefore appears to be spaced fairly evenly during the first six years. While six tenants roll over in FY 1998, the percentage of the center rolling over is still relatively small. This would indicate average risk to an investor with respect to tenant rollover. Due to below market leases, we have assumed that both anchors will exercise their renewal options, extending their leases to well beyond the holding period.

SPECIAL LEASE PROVISIONS AND ASSUMPTIONS

The following discussion summarizes any lease provisions and assumptions of special note.

Pending Leases/Delinquencies

According to Mark Centers Trust, Casey's East is $29,000 in arrears and will likely be evicted soon. Therefore, we will treat the space as if it were vacant. We have assumed a downtime of four months to lease up this space based upon discussions with management and local brokers.

Renewal Options

Options to renew at below or above market rent may have an impact on the valuation analysis. For example, if below market renewals are exercised, they may result in a downward impact on

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

value. However, to the extent that re-tenanting costs are saved (rent loss during downtime, tenant improvements and leasing commissions for new leases), there may be an advantage in having the tenant renew at some rate below market rent in order to avoid these costs. Approximately half of the leases at the subject have renewal options including the two anchors. We have reviewed each of these options in order to determine whether the scheduled option rents are either above or below market. In the case of the satellite space, no tenants with option rents significantly above or below market were identified. Therefore, these leases are assumed to be speculative renewals upon expiration of the base leases. However, both anchor leases have option periods at flat rents under $2.00 PSF, well below our concluded market rent of $5.50 PSF. Ames has two five year options while Price Chopper has three five year options. We have assumed in our analysis that both tenants will exercise their options at the stated contract rent.

EXPENSE REIMBURSEMENTS

Tenants generally pay their pro rata share of common area maintenance charges
(CAM) based on the total gross leasable area of 128,579 square feet minus the occupied areas of the two anchors, Ames and Price Chopper. Common area maintenance charges generally include various items such as cleaning, utilities, repairs and maintenance, professional, landscaping, property insurance and security. In most instances, the CAM of the major department stores listed above is deducted from the CAM of the entire center before it is passed through to satellite tenants. In addition, CAM charges are typically grossed up by 15% or 20% for an administrative expense otherwise referred to as "overhead". Furthermore, in addition to the overhead charge CAM typically includes a management fee. In our Pro-Ject model, we modeled each tenant according to their existing lease structure. For speculative renewals, we structured the CAM according to the most frequently utilized CAM pool structure for recent leases. The CAM pool was modeled to include an overhead of 20% (most frequent in new leases for Mark Centers Trust owned shopping centers), management fee, less deductions for the anchors' (Ames and Price Chopper) CAM contributions. Tenants also typically pay a proportionate share of all real property taxes.

It should be noted that the subject's operating statements are based on a fiscal year basis, beginning June 1 and continuing through May 31.

OTHER INCOME

This income category can be derived from several different sources including tenant service income, merchants association fees, late fee income, short-term storage income, professional services provided for the tenants by the landlord/management, and other miscellaneous

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

sources. Other income at the subject has averaged $6,353 over the past three years. We have estimated other income in 1996 to be $6,500.

PERCENTAGE RENT INCOME

Percentage rent is based upon the sales volume forecast for each particular tenant. In addition to minimum rent, most tenants (except service oriented businesses such as banks and marketing research, travel agents etc.) pay percentage rents. Most percentage charges range from 3% to 6% for satellite tenants depending on the mark up on merchandise and 1% to 3% for anchor tenants. Percentage rent for the majority of the tenants is over a specified breakpoint. In addition, for the two anchor tenants, real estate tax recoveries paid by the tenant are deducted from any percentage rent paid in a given year.

Percentage rent is based upon the sales volume forecast for each particular tenant. Based upon the rent per square foot and the appropriate percentage, a breakpoint of sales volume can established when specified breakpoints are not included in the lease. For example, if a tenant's rent is $15 per square foot for 1,500 square feet, and the percentage rent is 6%, then the sales volume breakpoint (natural) is $375,000 ($15/SF x 1,500 SF : .06). For annual sales of less than $375,000, the tenant pays no percentage rent. However, for sales in excess of $375,000, 6% would be the appropriate percentage rent.

In order to project the sales volume in our analysis, we took into consideration the historical sales volume for each tenant. Approximately two thirds of the subject tenants have percentage rent clauses. Projecting a per annum increase over the 1995 sales volumes, we were able to project the sales volume of the subject over the holding period. Sales volumes for the center were approximately $191 PSF in 1994. Sales volumes in 1995 averaged approximately $186 PSF. Therefore, from 1994 to 1995 the sales volume dropped by approximately 2.7%. Located below is a chart which summarizes the centers most recent sales volumes and percentage rent terms for each tenant paying percentage rent. In 1995, only Price Chopper paid percentage rent. While Ames also exceeded the breakpoint, the tax recovery paid by Ames exceeded the calculated percentage rent.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

========================================================================================================
Tenant                     FY 1994 Sales        FY 1995 Sales           % Rent Terms/Breakpoints
========================================================================================================
Ames Distributing             $7,650,995           $7,774,031   2.0% > $6,000,000 less tax recovery paid
Price Chopper                $10,453,484          $10,340,527   1.0% > $3,775,000 less tax recovery paid
Friendly Ice Cream            $1,415,856           $1,473,977              3.0% > $1,742,500
Plaza Discount Wines            $259,930             $265,125               4.0% > $445,313
Sally Beauty Supply             $293,402             $279,829               3.5% > $400,000
Casey's East                    $789,975             $744,460               5.0% > $809,000
Polley's Card & Gifts           $261,232             $255,736               6.0% > $350,000
Volume Shoes                    $282,355             $285,003               5.0% > $570,000
Radio Shack                     $637,656             $614,177               3.0% > $958,333
Label Shopper                   $423,717             $367,154               4.0% > $600,000
========================================================================================================

SALES GROWTH RATE

We project that the sales growth rates for the anchor and satellite tenants will remain stable for several years then increase thereafter. Projections from Strategic Mapping, Inc. indicate a growth rate in retail sales of approximately 1.33% to 1.76% over the next five years in a three to ten mile radius. We project that sales volumes for all stores will remain flat for two years, increase 2% in FY 1999, and 4% thereafter.

--------------------------------------------------------------------------------

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

POTENTIAL GROSS INCOME

The concluded potential gross income for the subject in FY 1997 is summarized as follows:

================================================================================
                   STABILIZED POTENTIAL GROSS INCOME (FY 1997)
================================================================================
                                                   P.S.F.          Totals
--------------------------------------------------------------------------------
      Existing Contract Rent                       $4.05          $520,350
      Percentage Rent                              $0.17          $ 22,453
      Expense Reimbursement                        $1.66          $212,895
                                                   -----          --------
      Gross rental income                          $5.88          $755,698
      Other Income                                 $0.05          $  6,595
      Potential Gross Income                       $5.93          $762,293
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

VACANCY AND COLLECTION LOSS

This is an allowance for reductions in potential income attributable to vacancies, tenant turnover, and non-payment of effective rent. In the direct capitalization process, a market-derived, stabilized vacancy and collection loss estimate is subtracted from potential gross income in order to arrive at effective gross income. The subject property is currently 100% leased. Furthermore, the subject's competitive market in Troy exhibits a vacancy level of approximately 5%. The average long term vacancy rate at the subject center, which is attributed to downtime between leases, is approximately 2%. This is lower than the market since the two anchor tenants, which occupy almost 80% of the center, are expected to remain over the course of the holding period. In addition to vacancy, we estimated a blended credit loss factor of 3% which takes into account the mix of national, regional and local tenants at the subject center.

EFFECTIVE GROSS INCOME

Given our estimate of potential gross income, other income, and a vacancy and collection loss, the estimated effective gross income is derived as follows:

      Gross Rental Income:                                        $755,698
      Less Vacancy and Collection Loss (5.0%)                     $ 37,785
                                                                  --------

      Effective Rental Income:                                    $717,913
      Plus Other Income:                                          $  6,595
                                                                  --------
      Effective Gross Income:                                     $724,508

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

OPERATING EXPENSE ANALYSIS


In projecting the revenues and expenses for the subject property, we have analyzed the historical figures for fiscal years 1993 through 1995 as well as management's forecast of revenues and expenses for fiscal year 1996. In addition, we have utilized the Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers publication to assist in our analysis. We have considered the category " Regions 1, 2 & 3 (East): Open Shopping Centers" as the most representative of the subject property. A summary of the average expenses taken from this publication increased at an inflationary rate to reflect our fiscal year 1997 analysis are presented as follows:

================================================================================
                           COMPARABLE EXPENSE ANALYSIS
================================================================================
            Expense Category                           P.S.F.
--------------------------------------------------------------------------------
         Real Estate Taxes                             $ 1.26
         Insurance                                     $ 0.15
         Repairs & Maintenance                         $ 0.36
         Services                                      $ 0.37
         Landscaping                                   $ 0.09
         Utilities                                     $ 0.18
         Management Fees                               $ 0.41
         General & Administrative                      $ 0.08
                                                       ------
      Total Operating Expenses                         $ 2.90
--------------------------------------------------------------------------------
Source: Institute of Real Estate Management's 1995
Income/Expense Analysis: Shopping Centers
================================================================================

Our estimate of the subject's stabilized expenses are detailed as follows.

Property Taxes

Historical and budgeted property tax expenses are as follows:

================================================================================
                              PROPERTY TAX EXPENSE
================================================================================
                  Year                        Total $ Amount
--------------------------------------------------------------------------------
                  1993                           $ 247,445
                  1994                           $ 252,258
                  1995                           $ 229,983
              1996 Budget                        $ 270,600
            Year 1 Pro Forma                     $ 216,522
================================================================================
Source: Mark Centers Trust
================================================================================

As discussed fully within the tax and assessment data section of the report, estimated taxes for fiscal year 1997 are projected to be $216,522. This estimate is lower than historical figures

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

since the subject was recently reassessed as a result of a tax appeal and the assessment was reduced from $1,828,240 to the current assessment of $1,462,590.

Common Area Maintenance

Common area maintenance charges generally includes various items such as cleaning, utilities, repairs and maintenance, professional, landscaping, security, and property insurance. In most instances, the CAM of the major department stores listed above is deducted from the CAM of the entire center before it is passed through to satellite tenants. In addition, CAM charges are typically grossed up by 15% or 20% for an administrative expense otherwise referred to as "overhead". Furthermore, in addition to the overhead charge CAM typically includes a management fee. We project the total CAM expense in 1996, before management fees, at $148,088 or $1.15 per square foot. This is similar to the average CAM expenses for the properties surveyed by IREM of $1.23 PSF (less taxes and management). The subject's CAM expenses are therefore considered to be reasonable with respect to market standards.

Replacement Reserves

While an expense category for replacement reserves was not included in the historical operating statements, we included a reserves expense in our projections to cover items which generally wear out before the building structure such as the roof, HVAC and parking lot. These items are recoverable by the landlord according to the subject leases. They are not considered to be routine maintenance items typically included within the repairs & maintenance expense category. Replacement reserves have been estimated at $0.15 per square foot of gross leasable area.

Management Fee

In order to maintain the control of the property and subsequently ensure the stream of income that it generates, it is necessary to employ either internal or outside management. This expense is non-recoverable. In the case of the subject property, the property is managed internally and no management expense has been reflected in historical statements. Typical professional management fees in the local market range from 1.0% to 5.0% of effective gross income. Based upon the size and nature of the subject improvements, we have applied a management expense of 3.0% of effective gross income. Because management is calculated based on a percentage of effective gross income, this expense will vary each year because of fluctuations in the income stream. In the first year of our analysis, this expense equates to $23,149 or $0.18 per square foot.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Total Concluded Operating Expenses

The concluded stabilized operating expenses for the subject total an estimated $413,096, or $3.21 per rentable square foot in FY 1997. A summary chart of historical and projected expenses for each expense category is located on the following page. This total expense estimate is for the first year of our proforma and incorporates fiscal year conversions not reflected in the previous 1996 calendar year estimates. The expense is greater than the average indicated by IREM of $2.90 but judged reasonable given the historical and budgeted operations of the subject as well as the age and condition of the subject. We project that over the holding period expenses will increase on average by 3.5 percent per year.

--------------------------------------------------------------------------------

====================================================================================================================================
                                                             TROY PLAZA
                                                           TROY, NEW YORK
                                                  HISTORICAL AND PROJECTED EXPENSES
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
128,579 GLA
                                                                                                   ANNUAL     CB 1996
                                1993        1994         1995      1996 Budget      PER SF       % CHANGE   PROTECTION      PER SF
                                ----        ----         ----      -----------      ------       --------   ----------      ------
EXPENSES

Landscaping                  $  5,208     $  7,502     $  6,680     $  9,100      $   0.07         20.4%      $  9,100      $  0.07
Cleaning                     $ 44,621     $ 37,635     $ 35,014     $ 31,300      $   0.24        -11.1%      $ 36,239      $  0.28
Utilities                    $  9,006     $ 11,327     $ 12,748     $ 12,175      $   0.09         10.6%      $ 13,194      $  0.10
Security                     $ 15,856     $ 27,840     $ 30,580     $ 30,000      $   0.23         23.7%      $ 30,000      $  0.23
Repairs & Maintenance        $ 25,263     $ 37,628     $ 20,707     $ 17,500      $   0.14        -11.5%      $ 21,432      $  0.17
Real Estate Taxes            $247,445     $252,258     $229,983     $270,600      $   2.10          3.0%      $216,522      $  1.68
Insurance                    $ 13,488     $ 36,282     $ 20,016     $ 33,180      $   0.26         35.0%      $ 33,180      $  0.26
General & Administrative     $  3,368     $  2,889     $  4,776     $  5,476      $   0.04         17.6%      $  4,943      $  0.04
Management Fees*             $ 23,242     $ 23,783     $ 24,091     $ 24,554      $   0.19          1.8%      $ 23,149      $  0.18
Reserves**                   $ 17,133     $ 17,817     $ 18,531     $ 19,272      $   0.15          4.0%      $ 19,272      $  0.15

TOTAL OPERATING EXPENSES     $404,630     $454,942     $403,126     $453,157      $   3.52          3.8%      $407,031      $  3.17

*     Market rate of 3% of EGI applied
**    Estimated
------------------------------------------------------------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

CAPITALIZATION RATE

Derivation from Comparable Sales

This is the preferred method when sufficient data exists. Data on each property's sale price, income, expenses, financing terms, and market conditions at the time of sale is needed. The overall capitalization rate is then derived by dividing the net operating income by the sale price. The following is a summary of overall capitalization rates indicated by the comparable sales, discussed in the Sales Comparison Approach.

=============================================================================================================
                          CAPITALIZATION RATES DERIVED FROM COMPARABLE RETAIL SALES
=============================================================================================================
                                                  Gross
Sale       Property Name/ Location        Sale     Leasable                             Sale Price
 No.                                      Date       Area (SF)          Sale Price        Per S.F.     OAR
-------------------------------------------------------------------------------------------------------------
  1     West Brighton Plaza              12/93       165,000         $4,300,000         $ 26.06        12.3%
        2611 West Henrietta Rd
        Brighton, NY
  2     2345 Buffalo Road                 7/93        79,647         $3,700,000         $ 46.45         9.5%
        Gates, NY
  3     7905 Route 11                     3/95        28,000         $  900,000         $ 32.14        13.0%
        Cicero, NY
-------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
=============================================================================================================

The preceding sales indicate a range of 9.5% to 13.0% for overall capitalization rates.

Investor Surveys

A common method for establishing an overall capitalization rate for properties similar to the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists. The subject property is a community shopping center that would be attractive to either a local or a national investor. The category in the published investor survey most comparable to the subject is class B community shopping center. The investors typically interviewed for the survey are regional or national investors associated with pension funds, REIT's, insurance companies, financial institutions, etc. The information below is taken from CB Commercial most recent National Investor Survey (first quarter 1996).

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================================================
                                           SUMMARY OF INVESTOR SURVEY
                                          OVERALL CAPITALIZATION RATES
                                       COMMUNITY SHOPPING CENTERS - CLASS B
----------------------------------------------------------------------------------------------------------------
                 Investor Survey                          Ro Range           Average           Date of Survey
----------------------------------------------------------------------------------------------------------------
CB Commercial National Investor Survey               9.5% - 11.0%            10.2%        First Quarter, 1996
----------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================================================

The previous survey indicates an overall range of 9.5% to 11.0% for community shopping centers with an average of approximately 10.2%. The capitalization rate reflects the quality and duration of the income stream as well as the physical characteristics of the property. The tenant mix at the subject center is considered to be average for the area with a mix of local, regional and national tenants. However, the two anchor tenants, which occupy approximately 80% of the center are national tenants which reduces risk of nonpayment. Lease expiration is fairly even throughout the holding period which reduces turnover risk. The center is currently 100% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be average to good. With respect to physical characteristics, the subject is a functional community shopping center of average quality and in average overall condition. The subject is situated in a good retail location with high volumes of traffic. In addition, the two anchors are projected to remain at the center well beyond our projected holding period.

Based upon this indicated rates derived from comparable sales, the investor survey as well as the factors discussed above, an 9.5% overall capitalization rate (at the low end of the range) appears to be appropriate for the subject property.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Direct Capitalization Summary

A summary of the direct capitalization method as applied to the subject property is illustrated in the following table. Income and expenses vary slightly from 1996 projections due to fiscal year conversions.

================================================================================
                                   TROY PLAZA
                     DIRECT CAPITALIZATION SUMMARY (FY 1997)
================================================================================
                          Category                       Total           P.S.F.
--------------------------------------------------------------------------------
Income
     Existing Contract Rent                           $   520,350        $ 4.05
     Percentage Rent                                       22,453          0.17
     Recovery Income                                      212,895          1.66
                                                      -----------        ------

     Gross Rental Income                              $   755,698        $ 5.88
       Less: Vacancy and Credit Loss (7.0%)               (37,785)        (0.29)
       Plus: Other Income                                   6,595          0.05
                                                      -----------        ------
     Effective Gross Income                           $   724,508        $ 5.63

Expenses
     Real Estate Taxes                                $  (220,131)       $(1.71)
     Insurance                                            (33,664)        (0.26)
     Repairs & Maintenance                                (21,745)        (0.17)
     Landscaping                                           (9,233)        (0.07)
     Cleaning                                             (36,767)        (0.29)
     Security                                             (30,438)        (0.24)
     Utilities                                            (13,386)        (0.10)
     Professional Management Fee (3.0%)                   (23,149)        (0.18)
     General & Administrative                              (5,015)        (0.04)
     Replacement Reserves ($0.15 / SF)                    (19,568)        (0.15)
                                                      -----------        ------
     Total Expenses                                   $  (413,096)       $(3.21)
        OER                                                    57%

Net Operating Income                                  $   311,410        $ 2.42
     CAPITALIZATION OF NOI:
     @9.5%                                            $ 3,278,000        $25.49

Reconciled Value                                      $ 3,300,000        $25.65
--------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The concluded market value of the subject property, based on the direct capitalization method, is $3,300,000.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS

Discount Rate Analysis

A discount rate is a rate of return on capital utilized to capitalize future payments or receipts to present value. It is based on the time value of money concept. For appraisal purposes, the rate used to convert income to property value should represent the annual rate of return necessary to attract investment capital. The rate is influenced by many considerations, including the degree of apparent risk, market attitudes with respect to future inflation, the prospective rates of return for alternative investment opportunities, supply of and demand for mortgage funds, and the availability of tax shelters. Because rates of return used in income capitalization represent prospective rates, as distinguished from historical rates, special consideration is given to market perceptions of risk and changes in purchasing power.

Although it is not possible to prove conclusively the suitability of a particular rate of return on the basis of market evidence, the chosen rate should be consistent with the available evidence. Rate selection requires judgment and knowledge concerning prevailing market attitudes and economic indicators. Both the discount rate and the reversionary capitalization rate must reflect the relative risk perceived by investors for the specific market being studied. Generalities must be avoided. To determine such rates, we have used surveys of real estate investors analyzed and adjusted for comparative returns found in the capital markets.

National investor surveys include data on investors operating regionally and nationally, such as representatives of insurance companies, commercial banks, pension funds, investment banking firms, syndication firms, and investment advisory firms. Such companies invest in all types of properties, including office buildings, retail shopping centers, hotels, apartment complexes, and industrial facilities. These surveys are valuable for determining general parameters but must be honed to the local market.

Based on surveys from CB Commercial Real Estate Group Inc. for the first quarter 1996, investment criteria for numerous market participants including investors that would be in competition for acquiring a property such as the subject are illustrated below.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

====================================================================================================================================
                                             FIRST QUARTER 1996 NATIONAL INVESTOR SURVEY
                                                 CLASS B COMMUNITY SHOPPING CENTERS
====================================================================================================================================
     TYPE OF FIRM                    OVERALL CAP. RATES                    GENERAL             DISCOUNT              REAL RATE
                                                                          INFLATION              RATE                OF RETURN
                       -----------------------------------------------                           (IRR)                 (RRR)
                              GOING-IN               TERMINAL
====================================================================================================================================
Range:                         9.5-11                  10-12                 2-4                 12-15               9.5-11.5
Average                         10.2                   10.7                  3.3                 13.4                  10.9
====================================================================================================================================
Change from                      -10                    +10                  -10                 +110                  +390
 1st Qtr Survey
====================================================================================================================================
Source: CB Commercial Real Estate Group Inc. - 1st Quarter 1996

We have surveyed national real estate investors for their investment criteria when purchasing real estate such as the subject. Investor expectations for inflation range from 2% to 4%, with an average of 3.3%. We have selected an inflation rate for our analysis of 3.5%. The discount rate reflects the quality and duration of the income stream as well as the physical and locational characteristics of the property. As discussed within the overall rate section, the tenant mix at the subject center is considered to be average for the area with a mix of local, regional and national tenants. However, the two anchor tenants, which occupy approximately 80% of the center are national tenants which reduces risk of nonpayment. Lease expiration is fairly even throughout the holding period which reduces turnover risk. The center is currently 100% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be average to good. With respect to physical characteristics, the subject is a functional community shopping center of average quality and in average overall condition. The subject is situated in a good retail location with high volumes of traffic. In addition, the two anchors are projected to remain at the center well beyond our projected holding period.

In general, the discount rate (IRR) is comprised on a safe rate (usually Treasuries) and a risk premium. The risk premium is difficult to quantify but with sound logic a reasonable rate can be ascertained. The chart on the following page graphically depicts real estates position within the risk/reward graph.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                              INVESTOR RISK VERSUS RETURN REQUIREMENTS
Anticipated Return

                                                                                                                 _ Real Estate

                                                                                         _ Common Stocks

                                                                       _   Corporate
                                                                       Bonds

                                              _  Mortgage Backed
                                              Securities

                      _ Municipal Bonds

      _ T - Bills

                                                                                                                 Riskless Rate
------------------------------------------------------------------------------------------------------------------------------------

Perceived Level of Risk

The risk premium is the rate added to Treasuries to account for illiquidity, inflation, the capital markets and the economy. Whether the risk premium decreases in the near term is dependent solely on inflation, the growth of the economy and capital markets. There has been a mixed view with regards to inflation. Over the past year, interest rates have declined in order to stimulate the economy. This indicates a reversal from the previous year when the Federal Reserve increased interest rates to offset any inflation.

U.S. Treasury notes and bonds are considered risk free since they are backed by the United States government. Their rates only fluctuate with perceived inflation. The use of this, or any short term investment including the prime rate or LIBOR is meaningless when compared to an investment with a 10 year holding period. Accordingly, as a starting point, we only considered risk free or nearly risk free investments with a maturity of 10 years. These include Treasuries, corporate bonds and municipal bonds. Adjusted for daily fluctuations, these debt offerings are yielding 5.31% to 8.33%. Mortgaged backed securities generally tend to fall above these instruments. The next layer of risk would include debt rated as low as Baa. These notes are yielding as much as 10%. Long term mortgages are also yielding nearly 10% considering the mortgage constant on a note priced at 250 to 300 basis points over comparable Treasuries. Riskier investments such as junk bonds vary widely with anticipated returns often falling within 15% to 20% on an unleveraged basis. Real estate generally falls between common stock (10%) and junk bonds (15-20%). To eliminate the burden of illiquidity, REIT's and similar investments

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

are being created. They represent a quasi-real estate opportunity. REIT's are currently providing dividends ranging from 6% to 8% but offer potential yields of 15% to 20%

Various financial instruments are yielding between 5.31% and 8.33% depending upon the type of investment as indicated on the chart below based on data obtained from the Federal Reserve Statistical Release for the week ending May 3, 1996. It should be noted that in 1995 interest rates declined in an effort to stimulate the stagnant economic recovery. This represents a reversal from 1994, during which time the rates were on the rise to offset any potential inflation. So far in 1996 rates appear to be on the rise again.

================================================================================
      INSTRUMENT                                                     RATE
================================================================================
      Prime Rate                                                     8.25%
--------------------------------------------------------------------------------
      Municipal Bonds                                                6.06%
--------------------------------------------------------------------------------
      Short-Term Treasury Securities (6 months)                      5.31%
--------------------------------------------------------------------------------
      Long Term Treasury Securities (10 years)                       5.74%
--------------------------------------------------------------------------------
      Corporate Aaa Bonds (10+ years)                                7.65%
--------------------------------------------------------------------------------
      Corporate Baa Bonds (10 + years)                               8.33%
================================================================================

The rate must reflect the quantity, quality, duration, and timing of the income being discounted. At the subject property, these factors are considered to be average to good as discussed above. Therefore, we conclude that a discount rate slightly below the average is reasonable for the subject. We have used a discount rate of 13.0% in our analysis.

Terminal Rate

To estimate the appropriate terminal capitalization rate, we have considered the rates reflected in the investment criteria outlined above for both going-in and terminal capitalization. Typically, under stable market conditions, the terminal capitalization rate will be greater than the going-in rate to reflect the risk associated with the holding period. Typically 50 to 100 basis points are added on to the going-in cap rate under stable market conditions to account for the additional risk. Our concluded overall capitalization rate, which was derived through a combination of interviews with local brokers and our national investor survey, is 10.5%.

A 3.0% deduction for costs of sale has been utilized to reflect the net reversionary value.

Holding Period

To apply the discounted cash flow analysis, an estimate must be made of the appraised property's holding period based on typical investors' motives in the local market. Historical investment holding periods of similar shopping centers typically have ranged from ten to fifteen years. A ten to fifteen year holding period was analyzed to test the property's sensitivity to roll-overs. A ten year holding period was selected.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

TROY PLAZA CASH FLOW ASSUMPTIONS

SUMMARY Mill Basin Plaza is a community center containing 128,579 square feet. The current vacancy rate of the center is 0%. The quality of the tenancy is average. The breakdown of space is summarized as follows:

                                                    Ames:              71,665 SF
                                           Price Chopper:              29,044 SF
                                     Pad Building (Bank):               2,400 SF
                                         Satellite Space:              25,470 SF
                                                                       ------
                                      Gross Leasable Area             128,579 SF

Cash flow Term                      10 year holding period, capitalizing the NOI
                                    in the 11th year of our analysis.

Date Of Valuation                   May 31, 1996

Discount Rate                       13.0 Percent

Terminal Capitalization Rate        10.5 Percent

Proforma leases                     Existing tenant leases were entered at
                                    contract rent and terms. Although the
                                    subject is 100% occupied, one tenant
                                    (Casey's East) will likely be evicted in the near future. We have assumed this suite is vacant and have applied the downtime for speculative leases discussed below. Proforma lease terms for vacant space assume tenants will pay base rent plus recoveries described below. Lease terms are 20 years for anchors, 10 years for the pad (bank) building, and 5 years for satellite suites.

Recoveries                          In our Pro-Ject model, we modeled each
                                    tenant according to their existing lease structure. For speculative renewals, we structured the CAM according to the most frequently utilized CAM pool structure. The
                                    CAM pool was modeled to include an overhead of 20%, management fee, less deductions for the anchors' CAM contributions.


Overage rents                       Per lease agreements, most tenants pay
                                    additional overage rents based upon a stated sales breakpoint and overage percentages. If sales exceed the breakpoint, then percentage rents are paid to the landlord. In addition, for the two anchor tenants, real estate tax recoveries paid by the tenant are deducted from any percentage rent paid in a given year. Only one tenant paid overage rent in 1995 .


Operating Expenses                  We projected expenses in FY 1996, the first
                                    year of our analysis, at $413,096 or
                                    $3.21/SF of total GLA. Operating expenses are projected to grow at 3.5% per annum.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Real Estate Taxes                   According to the city of Troy Assessor's
                                    Office, the subject property has an assessed value of $1,462,590. The subject was recently reassessed as a result of a tax appeal and the assessment was reduced from $1,828,240 to the current assessment of $1,462,590. The current tax rate is 148.04 per $1,000 of assessed valuation based upon the 1996 county rate and the 1995/1996 school rate. The assessor's estimated taxes for the subject in the 1996 tax year total
                                    $216,522.

                                    We project that the combined changes in the tax rate and assessments will represent an average annual increase of 4 percent compounded annually over the duration of the holding period.

Reserves Included at $.15 per square foot of GLA and growing at 3.5 percent thereafter.

Retail Market Rent                  Based on our analysis of recently signed
                                    leases at the subject property, in addition to lease comparables, we have estimated the base market rent at the subject property as follows:

                                   TROY PLAZA
                                   MARKET RENT
================================================================================
      Tenant Size (SF)        Base Rent/SF      Rent Steps/SF       Typical
                                                                  Term (Yrs)
--------------------------------------------------------------------------------
      Anchor Space                $5.50        Annual with CPI        20
--------------------------------------------------------------------------------
      Satellite Space            $11.00        Annual with CPI         5
--------------------------------------------------------------------------------
      Pad Building               $14.00        Annual with CPI        10
================================================================================

Retail Market Concessions           While retail space is typically taken "as
                                    is", some tenants may require TI's. We
                                    utilized a blended $5.00 per square foot tenant alteration allowance for new tenants.
                                    No tenant improvements are provided on a renewal lease. For speculative renewals, workletters are blended at our renewal probability rate of 60%. No free rent is offered to tenants.

Commissions                         4% per for new tenants, 2% for renewal
                                    tenants and 2.8% blended at our 60% renewal probability.

Retail Rent Inflation               3.5% per annum

Sales Volume Growth                 0% in FY 1997 & FY 1998, 2% in FY 1999 and
                                    4% thereafter

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Vacancy/Credit Loss                 The subject property is currently 100%
                                    leased. Furthermore, the subject's
                                    competitive market in Troy exhibits a
                                    vacancy level of approximately 5%. The
                                    average long term vacancy rate at the
                                    subject center, which is attributed to
                                    downtime between leases, is approximately
                                    2%. In addition to vacancy, we estimated a blended credit loss factor of 3% which takes into account both national and local tenants at the subject center.

Downtime We estimated a blended vacancy allowance (downtime) of four months between leases as applied to all tenants upon speculative renewal.


Renewal Probabilities               Following the expiration of the initial
                                    leases, we have estimated a 60% renewal
                                    probability assuming competent management and continued maintenance of the subject property.

--------------------------------------------------------------------------------

                                   Troy Plaza
                                Cash Flow Report

--------------------------------------    --------------------------------------
Building Size                 128,579     Reconciled Value            $3,469,604
Cost of Sales                   3.000%    Value per SF                    $26.98
Hold Period (Years)                10     % Residual of Recon. V           10.2%
Reduce Residual by Cap Ex         Yes     Direct Cap Rate                 10.00%
Residual Discount Rate          13.00%    Direct Cap Value                  N/A
--------------------------------------    --------------------------------------

                          ----------------------------------------------------------------------------------------------------
                            1997         1998         1999         2000         2001         2002         2003         2004
                          ----------------------------------------------------------------------------------------------------
BASE RENT                  520,350      511,371      525,394      539,012      543,890      538,571      531,905      551,276
  Free Rent                      0            0            0            0            0            0            0            0
  Expense Recoveries       212,895      255,421      312,370      345,637      373,673      383,076      382,521      404,737
  Percentage Rent           22,453       21,311       21,429       23,620       25,815       28,096       30,469       32,936
                          ----------------------------------------------------------------------------------------------------
GROSS INCOME               755,698      788,103      859,193      908,269      943,378      949,743      944,895      988,949
  Credit/Vacancy Loss      (23,661)     (23,643)     (25,776)     (27,248)     (28,301)     (28,492)     (28,647)     (29,669)
  Miscellaneous Incomes      6,595        6,826        7,065        7,312        7,568        7,833        8,107        8,390
                          ----------------------------------------------------------------------------------------------------
EFFECTIVE GROSS INCOM      738,632      771,286      840,482      888,333      922,645      929,084       924655      967,670
TOTAL EXPENSES             413,096      427,835      445,217      462,546      480,069      497,384       515022      534,761
                          ----------------------------------------------------------------------------------------------------
NET OPERATING INCOME       325,536      343,451      395,265      425,787      442,576      431,700       409633      432,909
  Commissions                6,699       15,528       11,994        4,418        2,863        8,235        16489       29,359
  Tenant Improvements        8,700       20,166       15,576        5,738        3,718       10,695        21413       28,228
  Capital Additions              0            0            0            0            0            0            0            0
                          ----------------------------------------------------------------------------------------------------
TOTAL DEDUCTIONS            15,399       35,694       27,570       10,156        6,581       18,930        31902       57,487
                          ----------------------------------------------------------------------------------------------------
CASH FLOW                  310,137      307,757      367,695      415,631      435,995      412,770       371731      375,422

TOTAL CASH FLOW            310,137      307,757      367,695      415,631      435,995      412,770      371,731      375,422
                          ----------------------------------------------------------------------------------------------------
  Debt Service                 N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
                          ----------------------------------------------------------------------------------------------------
CASH FLOW AFTER DEBT       310,137      307,757      367,695      415,631      435,995      412,770      371,731      375,422
                          ----------------------------------------------------------------------------------------------------
CUMULATIVE SURPLUS             N/A          N/A          N/A          N/A          N/A          N/A          N/A          N/A
                          ----------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Implied Overall Rate          9.38%        9.90%       11.39%       12.27%       12.76%       12.44%       11.81%       12.48%
Cash on Cash Return           8.94%        8.87%       10.60%       11.98%       12.57%       11.90%       10.71%       10.82%
------------------------------------------------------------------------------------------------------------------------------

                          -----------------------------------------
                              2005           2006           2007
                          -----------------------------------------
BASE RENT                    593,286        616,520        607,636
  Free Rent                        0              0              0
  Expense Recoveries         454,037        477,799        487,936
  Percentage Rent             35,802         38,172         40,948
                          -----------------------------------------
GROSS INCOME               1,082,825      1,132,491      1,136,520
  Credit/Vacancy Loss        (32,485)       (33,973)       (34,096)
  Miscellaneous Incomes        8,684          8,988          9,303
                          -----------------------------------------
EFFECTIVE GROSS INCOM      1,059,024      1,107,504      1,111,727
TOTAL EXPENSES               556,649        577,980        598,741
                          -----------------------------------------
NET OPERATING INCOME         502,373        529,524        512,986
  Commissions                 12,879          3,519              0
  Tenant Improvements          7,087          4,570              0
  Capital Additions                0              0              0
                          -----------------------------------------
TOTAL DEDUCTIONS              19,966          8,089              0
                          -----------------------------------------
CASH FLOW                    482,409        521,435        512,986

TOTAL CASH FLOW               42,409        521,435        512,986
                          -----------------------------------------
  Debt Service                   N/A            N/A            N/A
                          -----------------------------------------
CASH FLOW AFTER DEBT          42,409        521,435        512,986
                          -----------------------------------------
CUMULATIVE SURPLUS               N/A            N/A            N/A
                          -----------------------------------------

-------------------------------------------------------------------
Implied Overall Rate           14.48%         15.26%         14.79%
Cash on Cash Return            13.90%         15.03%         14.79%
-------------------------------------------------------------------


NOI and CF Trends

[GRAPHIC OMITTED]


                            Sale/Yield Matrix (000's)

                                      Terminal Cap Rate
                   ------------------------------------------------------
Disc Rate          10.00%          10.50%         11.00%           11.50%
-------------------------------------------------------------------------
 12.00%            3,768           3,692          3,623            3,559
                   ------------------------------------------------------
 12.50%            3,651           3,578          3,512            3,452
                   ------------------------------------------------------
 13.00%            3,539           3,470          3,406            3,348
                   ------------------------------------------------------
 13.50%            3,432           3,365          3,304            3,249
                   ------------------------------------------------------
 14.00%            3,329           3,265          3,207            3,154
                   ------------------------------------------------------
 14.50%            3,230           3,169          3,113            3,063
-------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW CONCLUSION

Based on the DCF value conclusions, a first year cash on cash return of 8.94% is indicated and a second year cash on cash return of 8.87% is indicated. Additionally, the present value of the reversion represents approximately 40.2% of the indicated value. The reversion and cash on cash returns are within an acceptable range for investors of this property type.

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The preceding analysis indicates the following conclusions:

================================================================================
                     INCOME CAPITALIZATION APPROACH VALUES
================================================================================
      Method                                           Indicated Value
--------------------------------------------------------------------------------
      Direct Capitalization                               $ 3,300,000
      Discounted Cash Flow                                $ 3,500,000
--------------------------------------------------------------------------------
      Source: CB Commercial Real Estate
================================================================================

Greater emphasis is placed on the DCF analysis because it is the method likely to be used by a typical investor. As a result, based on the Income Capitalization Approach, CB Commercial concludes a value estimate for the subject property of $3,500,000. This equates to $27.22 per rentable square foot.

--------------------------------------------------------------------------------

                                   CONCLUSION

================================================================================
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

                             RECONCILIATION OF VALUE

CB Commercial was instructed to estimate the market value of the leased fee interest in the subject property. The value conclusions for each applicable approach are summarized below.

================================================================================
                          SUMMARY OF VALUE CONCLUSIONS
================================================================================
Cost Approach                                                   N/A
Sales Comparison Approach                                   $ 3,350,000
Income Capitalization Approach                              $ 3,500,000
================================================================================
Source: CB Commercial Real Estate Group, Inc.
================================================================================

The Income Capitalization Approach is considered the most persuasive method for valuing the subject property. This approach is predicated on the principle of anticipated economic benefits and, therefore, best reflects the investment characteristics of the subject. Properties such as the subject are typically purchased by investors; thus, this approach must closely parallels the anticipated analysis that would be employed by the most typical purchaser. Since the subject property has a number of existing leases with a variety of terms, the DCF technique best models the future cash flow stream to a prospective buyer.

The Sales Comparison Approach is predicated on the principle that an investor would pay no more for an existing property than for a comparable property with similar utility. This approach is contingent on the reliability and comparability of available data. The data developed was considered sufficiently reliable to reach a value conclusion by the Sales Comparison Approach. However, due to the lack of truly comparables sales in recent years, this method is given secondary consideration in the reconciliation.

The Cost Approach is predicated on the principle that an investor would pay no more for an existing property than it would cost to acquire land and construct a building with similar utility. Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Furthermore, due to the age of the subject and current market conditions, accrued depreciation would be substantial and difficult to estimate. An investor would not use the Cost Approach due to the imprecise nature of estimating the accrued physical, functional, or external depreciation affecting the improvements. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.

--------------------------------------------------------------------------------

================================================================================
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

The final value conclusion and the approaches relied upon give strong consideration to the market behavior of the typical buyer and current market environment for the property appraised.

Based on the foregoing analysis, it is concluded that the market value of the leased fee interest in the subject property, subject to the assumptions and limiting conditions as of May 31, 1996, is:

                   THREE MILLION FIVE HUNDRED THOUSAND DOLLARS
                                  ($ 3,500,000)

This value is subject to all of the assumptions and limiting conditions stated throughout the report, including specific assumptions and limiting conditions.

--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to total that would adversely affect marketability or value. CB Commercial is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Commercial, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. It is assumed that improvements have been constructed or will be constructed according to approved architectural plans and specifications and in conformance with recommendations contained in or based upon any soils report(s).

      Unless otherwise specifically noted in the body of this report, it is assumed: that any existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are, or will be upon completion, in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that it or they will withstand any known elements such as windstorm, hurricane, tornado, flooding, earthquake, or similar natural occurrences; and, that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Commercial professionals are not engineers and are not competent to judge matters of an engineering nature. CB Commercial has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Commercial by ownership or management; CB Commercial inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Commercial was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Commercial reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Commercial has no knowledge of the existence of such materials on or in the property. CB Commercial, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

      We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Commercial. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.

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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Commercial has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Commercial reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Commercial of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Commercial will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CB Commercial assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CB Commercial is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Commercial does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Commercial.

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Commercial to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Unless otherwise noted in this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CB Commercial nor may this report or copies hereof be transmitted to third parties without said consent, which consent CB Commercial reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or

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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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      its contents shall not be published, in whole or in part, in any public document without the express written consent of CB Commercial which consent CB Commercial reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Commercial shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area have been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Commercial unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Commercial assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Commercial assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CB Commercial assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Not withstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Commercial has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Commercial has no specific information relating to this issue, nor is CB Commercial qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.

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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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24. For our analysis, we have relied on the information provided by the detailed rent roll and information provided by the subject leasing agent. We have assumed all information is correct. Furthermore, we have assumed all leases out for signature will be returned signed, and executed as of the date indicated to us by the leasing agent. We reserve the right to amend this appraisal should any of this information be later found to be incorrect.

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                                     ADDENDA

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                                                                         ADDENDA
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                                     ADDENDA

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                                                    ADDENDUM A GLOSSARY OF TERMS
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                                   ADDENDUM A


                                GLOSSARY OF TERMS


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                                                               GLOSSARY OF TERMS
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assessed value Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

cash equivalency The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract, coupon, face, or nominal rent The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

coupon rent
   See  Contract, Coupon, Face, or Nominal Rent

effective rent 1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. **
   2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

face rent
   See  Contract, Coupon, Face, or Nominal Rent

fee simple estate Absolute ownership unen-cumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. ++

floor area ratio (FAR) The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. **

full service lease  A lease in which rent covers all operating expenses.
   Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

gross building area (GBA) The sum of all areas at each floor as measured to the exterior walls.

insurable value Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

investment value Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they

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                                                               GLOSSARY OF TERMS
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   may be established by an expert on real estate and its value, that is, an appraiser. +

leased fee
   See leased fee estate

leased fee estate An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.**

leasehold
   See leasehold estate

leasehold estate The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.**

load factor The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

market value "as if complete" on the appraisal date   Market value as if
  complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

market value "as is" on the appraisal date   Market value "as is" on the
  appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

market value   Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.ss.

marketing period The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. **

net lease Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA)  1) The area on which rent is computed. 2) The Rentable
   Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

nominal rent
   See  Contract, Coupon, Face, or Nominal Rent

prospective future value "upon completion of construction" Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value estimate at this stage is stated in current dollars unless otherwise indicated.

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                                                               GLOSSARY OF TERMS
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prospective future value "upon reaching stabilized occupancy" Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value estimate at this stage is stated in current dollars unless otherwise indicated.

reasonable exposure time The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market. ++

rent
   see
   full service lease
   net lease
   contract, coupon, face, or nominal rent
   effective rent

shell space Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

Usable Area 1) The area actually used by individual tenants. 2) The Usable Area of an office is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

use value  Use value is a concept based on the productivity of an economic good.
   Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale. +

value appraised During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time. See also market value "as is" on the appraisal date

market value "as if complete" on the appraisal date

prospective future value "upon completion of construction"

prospective future value "upon reaching stabilized occupancy"

----------

+ The Appraisal of Real Estate, Tenth Edition, Appraisal Institute, 1992.

++ The Dictionary of Real Estate Appraisal, Third Edition, 1993.

ss. The office of the Comptroller of the Currency, 12 CFR Part 34, Subpart C,
section 34.42(f), August 24, 1966. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

* 1966 BOMA Experience Exchange Report, Income/Expense Analysis for Office Buildings (Building Owners and Managers Association, 1966)

++ Statement on Appraisal Standard No. 6, Appraisal Standards Board of The Appraisal Foundation, September 19, 1992.

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                                               ADDENDUM B ADDITIONAL PHOTOGRAPHS
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                                   ADDENDUM B

                             ADDITIONAL PHOTOGRAPHS

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                   STREET SCENE - HOOSICK STREET FACING EAST
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                   STREET SCENE - HOOSICK STREET FACING WEST
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                                               ADDENDUM B ADDITIONAL PHOTOGRAPHS
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                       INTERIOR PHOTOGRAPH - PRICE CHOPPER
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                                            ADDENDUM C IMPROVED COMPARABLE SALES
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                                   ADDENDUM C

                            IMPROVED COMPARABLE SALES

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                                                                     RETAIL SALE
================================================================================

Location Data
     Property Name:                West Brighton Plaza
     Location:                     2611 West Henrietta Road
     City:                         Brighton
     County:                       Monroe
     State/Zip:                    New York
     Assessor's Parcel No(s):      N/A
     Atlas Reference:              E4

Physical Data
     Type:                         Community
     Land Area:                    15.00 Acres
     Excess Land:                  None
     Gross Leasable Area:
      Anchors:
        Central Tractor
     Local Tenant GLA:             N/A
     Anchor Tenant GLA:            N/A
     Total GLA:                    N/A
     GLA Purchased:                165,000 SF
     Year Built:                   1962
     Parking:                      Adequate
     Condition:                    Average
     Exterior Walls:               Brick Veneer

Sale Data
     Transaction Type:             Sale
     Date of Transaction:          12/93
     Marketing Time:               N/A
     Grantor:                      West Brighton Plaza Co., L.P.
     Grantee:                      Nicholas Ac. Cutaia, Inc.
     Document No.:                 N/A
     Sale Price:                   $4,300,000
     Financing:                    Market Terms
     Cash Equivalent Price:        N/A
     Required Capital Cost:        $0
     Adjusted Sales Price:         $0
     Verification:                 Public Records

Financial Data
     Assumptions & Forecast        N/A
     Occupancy at Sale:            100%
     Existing or Pro Forma Income: Existing
                                        TOTAL    P.S.F.
                                        -----    ------
     Potential Gross Income:             N/A       N/A
     Vacancy and Credit Loss:            N/A       N/A
     Effective Gross Income:             N/A       N/A
     Expenses:                           N/A       N/A
     Net Operating Income:          $530,000     $3.21

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                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
     Buyers Underwriting Criteria:       Direct Cap, DCF and P.S.F
     Overall Capitalization Rate (OAR):  N/A %
     Projected IRR:                      N/A
     Effective Gross Multiplier (EGIM):  N/A
     Operating Expense Ratio (OER):      N/A %
     Price Per Square Foot:              N/A

Comments
     Sale of a one and part two story community center constructed circa 1962. Similar condition the the subject. Similar retail location. Net operating income at the time of sale was $530,000 indicating an overall rate of 12.3%. The tenants are Central Tractor Farm and Family Store, Buyer's Bazaar, Xerox and Dunn Tire.

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                                  CB COMMERCIAL

                                                                     RETAIL SALE
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Location Data
     Property Name:                7905 Route 11
     Location:                     7905 Route 11
     City:                         Cicero
     County:                       Onondaga
     State/Zip:                    New York
     Assessors Parcel No(s):       N/A
     Atlas Reference:              H5

Physical Data
     Type:                         Neighborhood
     Land Area:                    3.31 Acres
     Excess Land:                  Yes - see below
     Gross Leasable Area:
        Anchors:
          None
        Local Tenant GLA:          N/A
        Anchor Tenant GLA:         N/A
        Total GLA:                 N/A
        GLA Purchased:             28,000 SF
     Year Built:                   N/A
     Parking:                      100 spaces
     Condition:                    Average
     Exterior Walls:               Cement Block

Sale Data
     Transaction Type:             Sale
     Date of Transaction:          7/93
     Marketing Time:               N/A
     Grantor:                      Rochester Shopping Associates
     Grantee:                      Kimco Gates 149 Inc.
     Document No.:                 N/A
     Sale Price:                   $3,700,000
     Financing:                    Market Terms
     Cash Equivalent Price:        N/A
     Required Capital Cost:        $0
     Adjusted Sales Price:         $0
     Verification:                 Grantee

Financial Data
     Assumptions & Forecast:       N/A
     Occupancy at Sale:            N/A
     Existing or Pro Forma Income: Existing
                                       TOTAL   P.S.F.
                                       -----   ------
     Potential Gross Income:             N/A      N/A
     Vacancy and Credit Loss:            N/A      N/A
     Effective Gross Income:             N/A      N/A
     Expenses:                           N/A      N/A
     Net Operating Income:          $117,040    $4.18

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                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
     Buyers Underwriting Criteria:       Direct Cap,DCF and P.S.F
     Overall Capitalization Rate (OAR):  N/A %
     Projected IRR:                      N/A
     Effective Gross Multiplier (EGIM):  N/A
     Operating Expense Ratio (OER):      N/A %
     Price Per Square Foot:              N/A

Comments
     Sale of a one story community center in good condition at the time of sale. Similar retail location. Net operating income at the time of sale was $351,500 indicating an overall rate of 9.5%. The tenants include Top's Supermarket, Denny's, Perkin's and Ground Round. Kimco, an active retail REIT in the northeast, also owns an adjacent building occupied by Caldor which was part of the buyers motivation for acquiring the property.

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                                  CB COMMERCIAL

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                                                   ADDENDUM D RENTAL COMPARABLES
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                                   ADDENDUM D

                               RENTAL COMPARABLES

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                             BUILDERS SQUARE PLAZA
                                  COLONIE, NY
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                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:                Builders Square Plaza
     Location:                     1814 Central Avenue
     City:                         Colonie
     County:                       Albany
     State/Zip:                    New York
     Assessor's Parcel No(s):      N/A
     Atlas Reference:              N5

Physical Data
     Type:                         Community
     Gross Leaseable Area:         N/A
     Year Built:                   1990
     Exterior Walls:               Stucco
     Condition:                    Good
     Anchor Tenant:                Builder's Square, Office Max
     Parking:                      761 spaces

Lease Data
     Occupancy:
      Local:                       N/A
      Overall:                     98%
     Typical Size:                 N/A
     Term:                         3-10 years (satellite)
     Base Rent Per Square Foot:    $10-$14 (satellite)
     Rent Escalations:             Various
     Basis:                        N/A
     Expense Pass-Through:         CAM, Tax, Insur
     Free Rent (months):           Minimal
     Tenant Improvement:           Minimal
     Leasing Agent:                Lerner-Heidenburg Assoc.
     Phone No.:                    (201)768-1300
     Survey Date:                  5/96

Recent Leases
================================================================================
        Size                    Rent      TI    Free Rent                 Term
Date    (SF)   Tenant           (PSF)    (PSF)  (Months)     Escalations  (Yrs)
================================================================================
10/94  2,100   Albany Windows   $12.00    N/A     None        5% per year  5.00
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4/94   1,050   Pizza Express    $12.00    N/A                 5% per year  5.00
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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

   One story community shopping center located in Colonie, NY, located approximately 7 miles west of the subject. Conctructed in 1990 and in good condition. 98% occupied as of the survey date. Similar retail location to the subject.

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:                Wolf Road Shoppers Park
     Location:                     Wold and Sand Creek Roads
     City:                         Colonie
     County:                       Albany
     State/Zip:                    New York
     Assessor's Parcel No(s):      N/A
     Atlas Reference:              N5

Physical Data
      Type:                        Community
      Gross Leaseable Area:        N/A
      Year Built:                  1974
      Exterior Walls:              Brick Veneer
      Condition:                   Good
      Anchor Tenant:               Service Merchandise, Barbizon Lingerie,
                                   Stickley Furniture
      Parking:                     2,000 spaces

Lease Data
     Occupancy:
      Local:                       N/A
      Overall:                     95%
     Typical Size:                 N/A
     Term:                         3-10 years (satellite)
     Base Rent Per Square Foot:    $10-$15 (satellite)
     Rent Escalations:             Various
     Basis:                        N/A
     Expense Pass-Through:         CAM, Tax, Insur
     Free Rent (months):           Minimal
     Tenant Improvement:           Minimal
     Leasing Agent:                Wolf Road Industrial Developme
     Phone No.:                    (518)785-6611
     Survey Date:                  5/96

Recent Leases
================================================================================
        Size                    Rent      TI    Free Rent                 Term
Date    (SF)   Tenant           (PSF)    (PSF)  (Months)     Escalations  (Yrs)
================================================================================
3Qtr95   N/A                    $12.50    N/A     None       Annual CPI    5.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

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                                                   ADDENDUM D RENTAL COMPARABLES
--------------------------------------------------------------------------------

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                               [GRAPHIC OMITTED]


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                             WOLF ROAD SHOPPERS PARK
                                   COLONIE, NY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

   One story community shopping center located in Colonie, NY, located approximately 5 miles west of the subject. Conctructed in 1974, renovated in 1982 and in good condition. 95% occupied as of the survey date. Similar retail location to the subject.

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

--------------------------------------------------------------------------------
                                                   ADDENDUM D RENTAL COMPARABLES
--------------------------------------------------------------------------------

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                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                                  COLONIE PLAZA
                                   COLONIE, NY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:                Colonie Plaza
     Location:                     Central Avenue Near Route 155
     City:                         Colonie
     County:                       Albany
     State/Zip:                    New York
     Assessor's Parcel No(s):      N/A
     Atlas Reference:              N5

Physical Data
     Type:                         Community
     Gross Leaseable Area:         N/A
     Year Built:                   1987
     Exterior Walls:               Concrete
     Condition:                    Good
     Anchor Tenant:                Price Chopper, Paper Cutter
     Parking:                      680

Lease Data
      Occupancy:
      Local:                       N/A
      Overall:                     95%
     Typical Size:                 N/A
     Term:                         3-10 years (satellite)
     Base Rent Per Square Foot:    $9-$14 (satellite)
     Rent Escalations:             Various
     Basis:                        N/A
     Expense Pass-Through:         CAM, Tax, Insur
     Free Rent (months):           Minimal
     Tenant Improvement:           Minimal
     Leasing Agent:                Mid-Atlantic Realty Trust
     Phone No.:                    (301)684-2000
     Survey Date:                  5/96

Recent Leases
================================================================================
        Size                    Rent      TI    Free Rent                 Term
Date    (SF)   Tenant           (PSF)    (PSF)  (Months)     Escalations  (Yrs)
================================================================================
1995     N/A                    $11.00    N/A     None       Annual CPI    5.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

    One story community shopping center located in Colonie, NY, located approximately 8 miles west of the subject. Constructed in 1987 and in good condition. 95% occupied as of the survey date. Similar retail location to the subject. Inferior visibility as the center is set back from the road.

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

--------------------------------------------------------------------------------
                                      ADDENDUM E STRATEGIC MAPPING, INC. REPORTS
--------------------------------------------------------------------------------

                                   ADDENDUM E

                        STRATEGIC MAPPING, INC. REPORTS

--------------------------------------------------------------------------------

                                                                     RETAIL SALE
================================================================================

Analysis
     Buyers Underwriting Criteria:       Direct Cap,DCF and P.S.F
     Overall Capitalization Rate (OAR):  N/A %
     Projected IRR:                      N/A
     Effective Gross Multiplier (EGIM):  N/A
     Operating Expense Ratio (OER):      N/A %
     Price Per Square Foot:              N/A

Comments
    Sale of a one story neighborhood center in average condition at the time of sale. Similar retail location. Net operating income at the time of sale was $117,040 indicating an overall rate of 13.0%. The center currently consists of six non-credit rated stores. However, there is excess land and approximately 6,000 SF of additional space will be added to the property.

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
     Property Name:                2345 Buffalo Road
     Location:                     2345 Buffalo Road
     City:                         Gates
     County:                       Monroe
     State/Zip:                    New York
     Assessor's Parcel No(s):      N/A
     Atlas Reference:              E4

Physical Data
     Type:                         Community
     Land Area:                    8.60 Acres
     Excess Land:                  None
     Gross Leasable Area:
      Anchors:
          Top's Supermarket
        Local Tenant GLA:          N/A
        Anchor Tenant GLA:         N/A
        Total GLA:                 N/A
        GLA Purchased:             79,647 SF
     Year Built:                   N/A
     Parking:                      Adequate
     Condition:                    Good
     Exterior Walls:               Brick Veneer

Sale Data
     Transaction Type:             Sale
     Date of Transaction:          7/93
     Marketing Time:               N/A
     Grantor:                      Rochester Shopping Associates
     Grantee:                      Kimco Gates 149 Inc.
     Document No.:                 N/A
     Sale Price:                   $3,700,000
     Financing:                    Market Terms
     Cash Equivalent Price:        N/A
     Required Capital Cost:        $0
     Adjusted Sales Price:         $0
     Verification:                 Grantee

Financial Data
     Assumptions & Forecast:       N/A
     Occupancy at Sale:            N/A
     Existing or Pro Forma Income: Existing
                                       TOTAL   P.S.F.
                                       -----   ------
     Potential Gross Income:             N/A      N/A
     Vacancy and Credit Loss:            N/A      N/A
     Effective Gross Income:             N/A      N/A
     Expenses:                           N/A      N/A
     Net Operating Income:          $351,500    $4.41

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                Atlas MarketQuest
                      Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
TROY 3,5,10 3 Mile Radius                                                 6/4/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 92.0

--------------------------------- Demographics ---------------------------------
                 Total         Total      Household       Average      Median HH
            Population    Households     Population       HH Size         Income
1995            80,495        31,962         75,183          2.35        $28,914
2000            79,793        31,725         74,481          2.35        $33,627

------------------------------Expenditure Potential-----------------------------
                                      1995
                             Area Yearly Growth Rate
                              Per Household     1.48 %
                                      Total     1.33 %

--------------------------Retail Support Potential (000)------------------------
                               1995: 3,228 sq. ft.

--------------------------------------------------------------------------------
Product Potential              1995      2000   1995   2000       Yearly  Bench-
Within All Stores             Total     Total  $ Per  $ Per  Growth Rate    mark
                              ($000)    ($000)    HH     HH      Total $   Index

Apparel Store                29,302    32,108    917  1,012       1.85 %    89.5
Appliance Store               2,343     1,958     73     62      -3.53 %    85.9
Auto-Aftermarket Store       48,587    49,604  1,520  1,564       0.42 %    90.9
Convenience Store            27,611    28,039    864    884       0.31 %    95.4
Dept. Store                  29,975    32,012    938  1,009       1.32 %    88.7
Drug Store                   24,635    30,123    771    950       4.10 %    98.1
Electronics Store            11,375    14,860    356    468       5.49 %    91.5
Fast Food Restaurant Store   28,745    25,310    899    798      -2.51 %    94.1
Full Serv Restaurant Store   28,729    25,049    899    790      -2.70 %    96.1
Furniture Store               9,834     9,140    308    288      -1.45 %    82.9
Grocery Store               124,837   138,938  3,906  4,379       2.16 %    95.6
Hardware Store                4,771     5,165    149    163       1.60 %    81.1
Home Centers Store           22,269    26,129    697    824       3.25 %    79.7
Jewelry Store                 4,723     4,816    148    152       0.39 %    87.4
Liquor Store                  7,348     6,571    230    207      -2.21 %    90.4
Mass Merchandiser Store      41,123    45,285  1,287  1,427       1.95 %    90.9
Photo Store                     561       553     18     17      -0.30 %    91.2
Shoe Store                    5,875     6,808    184    215       2.99 %    92.3
Sporting Goods Store          5,054     5,830    158    184       2.90 %    88.4
Toy Store                     3,656     3,355    114    106      -1.71 %    89.6
Variety Store                 2,353     2,621     74     83       2.19 %    90.8

Area defined by Circle: (42.7386,73.6756): 3 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
TROY 3,5,10 3 Mile Radius                                                 6/4/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential            1995      2000   1995    2000       Yearly  Bench-
Within All Stores           Total     Total  $ Per   $ Per  Growth Rate    mark
                            ($000)    ($000)    HH      HH      Total $   Index

Video Store                 1,792     3,008      56      95      10.91 %    97.3

                          -------   -------  ------  ------
Total Shopping Center     465,501   497,282  14,564  15,674

All Other Stores          357,039   381,416  11,171  12,023

Total Retail              822,540   878,698  25,735  27,697

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (42.7386,73.6756): 3 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
TROY 3,5,10 5 Mile Radius                                                 6/4/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 97.0

--------------------------------- Demographics ---------------------------------
                 Total         Total      Household       Average      Median HH
            Population    Households     Population       HH Size         Income
1995           136,910        53,728        128,910          2.40        $34,295
2000           138,495        54,544        130,495          2.39        $40,046

------------------------------Expenditure Potential-----------------------------
                                      1995
                             Area Yearly Growth Rate
                              Per Household     1.46 %
                                      Total     1.76%

--------------------------Retail Support Potential (000)------------------------
                               1995: 5,717 sq. ft.

--------------------------------------------------------------------------------
Product Potential              1995     2000    1995    2000      Yearly  Bench-
Within All Stores             Total    Total   $ Per   $ Per Growth Rate    mark
                              ($000)   ($000)     HH      HH     Total $   Index

Apparel Store                52,877   59,280     984   1,087      2.31 %    96.1
Appliance Store               4,208    3,600      78      66     -3.08 %    91.8
Auto-Aftermarket Store       87,104   91,064   1,621   1,670      0.89 %    97.0
Convenience Store            48,185   50,046     897     918      0.76 %    99.0
Dept. Store                  54,110   59,073   1,007   1,083      1.77 %    95.3
Drug Store                   43,132   54,123     803     992      4.64 %   102.2
Electronics Store            20,466   27,209     381     499      5.86 %    98.0
Fast Food Restaurant Store   51,142   45,973     952     843     -2.11 %    99.6
Full Serv Restaurant Store   50,969   45,410     949     833     -2.28 %   101.4
Furniture Store              18,068   17,121     336     314     -1.07 %    90.6
Grocery Store               214,940  244,413   4,001   4,481      2.60 %    97.9
Hardware Store                8,805    9,700     164     178      1.96 %    89.0
Home Centers Store           41,238   49,190     768     902      3.59 %    87.8
Jewelry Store                 8,698    9,071     162     166      0.84 %    95.7
Liquor Store                 13,088   11,935     244     219     -1.83 %    95.8
Mass Merchandiser Store      73,134   82,316   1,361   1,509      2.39 %    96.2
Photo Store                   1,012    1,016      19      19      0.08 %    97.8
Shoe Store                   10,403   12,331     194     226      3.46 %    97.3
Sporting Goods Store          9,044   10,621     168     195      3.27 %    94.1
Toy Store                     6,519    6,144     121     113     -1.18 %    95.0
Variety Store                 4,191    4,777      78      88      2.65 %    96.2

Area defined by Circle: (42.7386,73.6756): 5 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
TROY 3,5,10 5 Mile Radius                                                 6/4/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential           1995       2000    1995    2000       Yearly  Bench-
Within All Stores          Total      Total   $ Per   $ Per  Growth Rate    mark
                           ($000)     ($000)     HH      HH      Total $   Index

Video Store                3,130      5,366      58      98      11.38 %   101.1

                       ---------  ---------  ------  ------
Total Shopping Center    824,462    899,780  15,345  16,496

All Other Stores         632,363    690,131  11,770  12,653

Total Retail           1,456,825  1,589,911  27,115  29,149

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (42.7386,73.6756): 5 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
TROY 3,5,10 10 Mile Radius                                                6/4/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 98.8

--------------------------------- Demographics ---------------------------------
                 Total         Total      Household       Average      Median HH
            Population    Households     Population       HH Size         Income
1995           353,944       139,792        335,109          2.40        $36,794
2000           354,629       140,400        335,794          2.39       $ 43,048

------------------------------Expenditure Potential-----------------------------
                                      1995
                             Area Yearly Growth Rate
                              Per Household     1.43 %
                                      Total     1.52%

--------------------------Retail Support Potential (000)------------------------
                              1995: 15,151 sq. ft.

--------------------------------------------------------------------------------
Product Potential              1995      2000   1995   2000       Yearly  Bench-
Within All Stores             Total     Total  $ Per  $ Per  Growth Rate    mark
                              ($000)    ($000     HH     HH      Total $   Index

Apparel Store               143,433   159,148  1,026  1,134       2.10 %   100.2
Appliance Store              11,337     9,598     81     68      -3.28 %    95.0
Auto-Aftermarket Store      229,309   237,274  1,640  1,690       0.69 %    98.1
Convenience Store           125,271   128,634    896    916       0.53 %    98.9
Dept. Store                 146,539   158,222  1,048  1,127       1.55 %    99.2
Drug Store                  110,608   137,916    791    982       4.51 %   100.7
Electronics Store            55,175    72,335    395    515       5.57 %   101.5
Fast Food Restaurant Store  136,669   121,165    978    863      -2.38 %   102.3
Full Serv Restaurant Store  135,901   119,395    972    850      -2.56 %   103.9
Furniture Store              49,911    46,660    357    332      -1.34 %    96.2
Grocery Store               557,885   627,709  3,991  4,471       2.39 %    97.7
Hardware Store               24,363    26,417    174    188       1.63 %    94.7
Home Centers Store          112,170   131,456    802    936       3.22 %    91.8
Jewelry Store                23,825    24,525    170    175       0.58 %   100.8
Liquor Store                 35,385    31,867    253    227      -2.07 %    99.6
Mass Merchandiser Store     195,413   217,511  1,398  1,549       2.17 %    98.8
Photo Store                   2,702     2,675     19     19      -0.20 %   100.4
Shoe Store                   27,898    32,753    200    233       3.26 %   100.3
Sporting Goods Store         24,526    28,394    175    202       2.97 %    98.0
Toy Store                    17,265    16,130    124    115      -1.35 %    96.7
Variety Store                11,188    12,617     80     90       2.43 %    98.7

Area defined by Circle: (42.7386,73.6756): 10 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
TROY 3,5,10 10 Mile Radius                                                6/4/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential            1995       2000    1995    2000      Yearly  Bench-
Within All Stores           Total      Total   $ Per   $ Per Growth Rate    mark
                            ($000)     ($000)     HH      HH     Total $   Index
Video Store                 8,287     13,985      59     100     11.03 %   102.8

                        ---------  ---------  ------  ------
Total Shopping Center   2,185,061  2,356,386  15,631  16,783

All Other Stores        1,675,941  1,807,347  11,989  12,873

Total Retail            3,861,002  4,163,733  27,620  29,656

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (42.7386,73.6756): 10 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 1 of 4
Area 1 = TROY 3,5,10 3 Mile Radius                                        6/4/96
Area 2 = TROY 3,5,10 5 Mile Radius
Area 3 = TROY 3,5,10 10 Mile Radius

Description                                   Area 1       Area 2         Area 3

Population:
   2000 Projection                            79,793      138,495        354,629
   1995 Estimate                              80,495      136,910        353,944
   1990 Census                                81,234      134,747        351,959
   1980 Census                                84,107      135,941        348,213
  Percent Change, 1980 - 1990                   -3.4         -0.9            1.1
  Percent Change, 1990 - 1995                   -0.9          1.6            0.6

1995 Population by Race:
  % White                                       90.4         92.6           88.0
  % Black                                        5.9          4.3            8.7
  % American Indian                              0.3          0.2            0.2
  % Asian                                        2.9          2.4            2.3
  % Other                                        0.6          0.5            0.7
  % Hispanic                                     2.0          1.7            2.2

1995 Population by Age:
  % 0 - 5                                        8.1          7.6            7.5
  % 6 - 13                                      10.0          9.8            9.6
  % 14 - 17                                      5.5          5.3            5.2
  % 18 - 20                                      5.3          5.0            4.9
  % 21 - 24                                      7.2          6.6            6.7
  % 25 - 34                                     18.3         17.0           16.6
  % 35 - 44                                     13.8         14.3           15.2
  % 45 - 54                                      9.3         10.5           11.1
  % 55 - 64                                      7.2          7.9            8.1
  % 65 - 74                                      7.9          8.5            8.0
  % 75 - 84                                      5.6          5.6            5.2
  % 85 +                                         2.0          1.9            1.9
  Median Age Total Population                   32.6         34.2           34.7
  Median Age Adult Population                   39.9         41.8           41.8

Households:                                                    .
  2000 Projection                             31,725       54,544        140,400
  1995 Estimate                               31,962       53,728        139,792
  1990 Census                                 32,250       52,746        138,856
  1980 Census                                 31,489       49,871        128,417
  Percent Change, 1980- 1990                     2.4          5.8            8.1
  Percent Change, 1990- 1995                    -0.9          1.9            0.7

1990 Household Population                     75,922      126,753        333,143
1990 Households w/ Children under 18           9,471       15,782         40,847
1990 Households w/ Persons over 65             9,223       14,872         35,957

Area defined by Circle: (42.7386,73.6756): 3 mile(s)
Area defined by Circle: (42.7386,73.6756): 5 mile(s)
Area defined by Circle: (42.7386,73.6756): 10 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 2 of 4
Area 1 = TROY 3,5,10 3 Mile Radius                                        6/4/96
Area 2 = TROY 3,5,10 5 Mile Radius
Area 3 = TROY 3,5,10 10 Mile Radius

Description                                   Area 1        Area 2        Area 3

1990 Family Population                        59,134       101,802       263,428
1990 Nonfamily Population                     16,788        24,951        69,715
1990 Group Quarters Population                 5,312         8,000        18,835
1990 Average Household Size                     2.35          2.40          2.40
1990 Average Family Size                        3.06          3.06          3.05
1990 Family Households                        18,856        32,615        84,674
1990 Nonfamily Households                     13,393        20,127        54,182

1995 Household Income:
  % $ 0 - $9,999                                15.8          12.3          11.2
  % $ 10,000 - $ 14,999                         10.1           8.1           7.3
  % $ 15,000 - $ 24,999                         17.7          16.2          15.1
  % $ 25,000 - $ 34,999                         14.9          14.4          13.9
  % $ 35,000 - $ 49,999                         18.4          19.8          19.1
  % $ 50,000 - $ 74,999                         14.9          17.9          19.1
  % $ 75,000 - $ 99,999                          4.9           6.4           7.9
  % $100,000 - $149,999                          2.6           3.7           4.9
  % $150,000 +                                   0.7           1.4           1.5

2000 Median Household Income                $ 33,627      $ 40,046      $ 43,048
1995 Median Household Income                $ 28,914      $ 34,295      $ 36,794
1990 Median Household Income                $ 24,677      $ 29,227      $ 31,364
2000 Average Household Income               $ 42,294      $ 49,993      $ 53,206
1995 Average Household Income               $ 35,980      $ 42,293      $ 44,988
1990 Average Household Income               $ 30,175      $ 35,321      $ 37,513
2000 Per Capita income                      $ 18,015      $ 20,896      $ 22,246
1995 Per Capita Income                      $ 15,296      $ 17,627      $ 18,767
1990 Per Capita Income                      $ 12,840      $ 14,719      $ 15,647
2000 Median Family Income                   $ 45,093      $ 51,501      $ 55,253
1995 Median Family Income                   $ 38,773      $ 44,105      $ 47,225
1990 Median Family Income                   $ 33,091      $ 37,587      $ 40,256
1990 Average Family Income                  $ 37,076      $ 42,977      $ 45,586

Area defined by Circle: (42.7386,73.6756): 3 mile(s)
Area defined by Circle: (42.7386,73.6756): 5 mile(s)
Area defined by Circle: (42.7386,73.6756): 10 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 3 of 4
Area 1 = TROY 3,5,10 3 Mile Radius                                        6/4/96
Area 2 = TROY 3,5,10 5 Mile Radius
Area 3 = TROY 3,5,10 10 Mile Radius

Description                                   Area 1       Area 2         Area 3

1990 Housing Unit Counts:
  Total Units                                 35,002       56,550        148,962
     Occupied Units                           32,250       52,746        138,856
       Owner Occupied                         13,761       26,820         75,697
       Renter Occupied                        18,492       25,927         63,159
     Vacant Units                              2,752        3,804         10,106
       Year Round                              2,693        3,663          9,371
       Seasonal                                   57          141            733

1990 Housing Unit Percents:
  % Occupied of Total Units                     92.1         93.3           93.2
    % Owner Units of Occupied Units             42.7         50.8           54.5
    % Renter Units of Occupied Units            57.3         49.2           45.5
  % Vacant of Total Units                        7.9          6.7            6.8
    % Year Round of Vacant Units                97.9         96.3           92.7
    % Seasonal of Vacant Units                   2.1          3.7            7.3
  % Condominiums of Total Units                  0.8          1.3            1.3

1990 Condominiums:
  Total Condominium Units                        265          735          2,005
     % Owner Occupied                           25.3         44.1           52.6
     % Renter Occupied                          60.0         40.3           37.2
     % Vacant                                   14.7         15.6           10.2

1990 Units in Structure:
  % 1, Detached                                 25.7         37.0           42.8
  % 1, Attached                                  2.2          2.4            3.8
  % 2                                           33.3         25.3           20.4
  % 3 - 9                                       24.6         21.2           18.4
  % 10 - 49                                      7.8          9.1            7.8
  % 50+                                          4.6          3.0            4.0
  % Mobile Homes                                 0.4          0.8            1.6
  % Other                                        1.4          1.2            1.3

1990 Median Home Value                       $87,281      $96,284       $104,293
1990 Median Contract Rent                       $324         $341           $380

Area defined by Circle: (42.7386,73.6756): 3 mile(s)
Area defined by Circle: (42.7386,73.6756): 5 mile(s)
Area defined by Circle: (42.7386,73.6756): 10 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 4 of 4
Area 1 = TROY 3,5,10 3 Mile Radius                                        6/4/96
Area 2 = TROY 3,5,10 5 Mile Radius
Area 3 = TROY 3,5,10 10 Mile Radius

Description                                    Area 1       Area 2        Area 3

1995 Total Employed                            28,509       43,695       181,484
1995 Socio-Economic Measure                        40           50            57

1990 Occupation:
  Total Civil Labor Force                      40,585       69,676       188,395
    % Unemployed                                  7.0          5.5           5.0
  Total Employed                               37,728       65,859       178,941
    % White Collar                               61.1         64.7          68.3
      % Executive & Managerial                    9.8         12.3          13.9
      % Professional Specialty                   14.1         15.0          16.2
      % Technical Support                         4.4          4.4           4.6
      % Administrative Support                   23.8         23.1          23.2
      % Sales                                     8.9          9.8          10.5
    % Blue Collar                                22.5         21.1          17.9
      % Precision Production, Craft & Repair      9.0          8.6           7.8
      % Machine Operators                         5.9          5.3           3.7
      % Transportation & Material Moving          3.9          3.8           3.3
      % Laborers                                  3.6          3.4           3.1
    % Farming, Forestry & Fishing                 0.6          0.6           0.7
    % Service: Private Household                  0.3          0.2           0.2
    % Service: Protective                         2.4          2.1           1.8
    % Service: Other                             13.2         11.3          11.1

1990 Educational Attainment (Age 25 & Over):
  % Less than Grade 9                            11.9         10.2           8.5
  % Grade 9-12 (No Diploma)                      15.8         13.8          12.7
  % High School Graduate or Equivalency          32.4         31.7          29.9
  % Some College (No Degree)                     15.0         15.6          15.3
  % Associate Degree                              8.4          9.1           8.9
  % Bachelor Degree                               9.1         11.0          13.6
  % Graduate or Professional Degree               7.5          8.7          11.0

Area defined by Circle: (42.7386,73.6756): 3 mile(s)
Area defined by Circle: (42.7386,73.6756): 5 mile(s)
Area defined by Circle: (42.7386,73.6756): 10 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

--------------------------------------------------------------------------------
                                                            ADDENDUM F RENT ROLL
--------------------------------------------------------------------------------

                                   ADDENDUM F

                                   RENT ROLL

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      Mark Centers Trust Annual Rent Roll                  14
Date:                              TROY PLAZA                           05/09/96
Report Date: 05/09/96                                                   10:45:24


---------------------------------------------------------------------------------------
                                           Occupancy  -- Rent Dates --  Square    Base
Bldg/Suite/Lease     Tenant Name            Status    Start    Expire   Footage   Rent
---------------------------------------------------------------------------------------
330529-0001*-000001  AMES DISTRIBUTING      ACTIVE  04/26/90  05/31/01  71,665  140,000
330529-00020-000002  PRICE CHOPPER - STORE  ACTIVE  10/01/79  09/30/99  29,044   56,000
330529-00030-000003  FRIENDLY ICE CREAM     ACTIVE  08/25/67  04/30/98   4,000   52,275
330529-00040-000004  STRAWBERRIES RECORDS   ACTIVE  06/29/85  06/30/97   1,600   20,800
330529-0005*-000005  FLEET BANK OF NEW YOR  ACTIVE  03/19/94  12/31/03   2,400   33,600
330529-0006*-000006  PLAZA DISCOUNT WINES   ACTIVE  05/23/88  09/30/97   1,200   17,813
330529-00070-000007  SALLY BEAUTY SUPPLY/S  ACTIVE  01/14/91  01/31/98   1,200   13,200
330529-00100-000008  CASEY'S EAST           ACTIVE  12/01/86  11/30/96   4,350   39,150
330529-00110-000009  POLLEY'S CARD AND GIF  ACTIVE  07/10/67  07/31/97   2,000   21,000
330529-00120-000010  VOLUME SHOES - #1041   ACTIVE  01/24/87  01/31/97   2,500   23,750
330529-00130-000011  RENT A CENTER OF AMER  ACTIVE  09/01/86  08/31/98   2,000   24,000
330529-00140-000012  RADIO SHACK #01-1323   ACTIVE  08/15/84  08/31/99   2,500   28,125
330529-0015*-000013  EASTERN MOON CHINESE   ACTIVE  07/09/90  07/31/00   1,620   19,500
330529-00160-000014  KEY BANK               ACTIVE  03/16/79  12/31/04       0   20,000
330529-08090-000015  LABEL SHOPPER          ACTIVE  06/20/89  06/30/97   2,400   25,800

                                                    -----------------------------------
                                                      Total GLA:       128,479  535,013
                                                      Building File:   128,479
                                                      Vacant Space:          0
                                                    -----------------------------------

-------------------------------------------------------------------------------------------------
                                             Rent     -----Cam-----    --Taxes--  Insurance Rent
Bldg/Suite/Lease     Tenant Name           Per Sq Ft  Base Fixed Rec   Fixed Rec     Rec   Clause
-------------------------------------------------------------------------------------------------
330529-0001*-000001  AMES DISTRIBUTING        1.95     0    0      x          x       x      YES
330529-00020-000002  PRICE CHOPPER - STORE    1.93     0    7,336  x          x       x      YES
330529-00030-000003  FRIENDLY ICE CREAM      13.07     0    0      x          x              YES
330529-00040-000004  STRAWBERRIES RECORDS    13.00     0    0      x   2,808  x       x
330529-0005*-000005  FLEET BANK OF NEW YOR   14.00     0    2,894  x   4,212  x       x
330529-0006*-000006  PLAZA DISCOUNT WINES    14.84     0    1,397  x   1,721  x       x      YES
330529-00070-000007  SALLY BEAUTY SUPPLY/S   11.00     0    1,500  x   2,031  x       x      YES
330529-00100-000008  CASEY'S EAST             9.00     0    5,108  x          x       x      YES
330529-00110-000009  POLLEY'S CARD AND GIF   10.50     0    2,349  x   3,510  x       x      YES
330529-00120-000010  VOLUME SHOES - #1041     9.50     0    2,028  x          x       x      YES
330529-00130-000011  RENT A CENTER OF AMER   12.00     0    1,500  x   3,510  x       x
330529-00140-000012  RADIO SHACK #01-1323    11.25     0    2,530  x          x       x      YES
330529-0015*-000013  EASTERN MOON CHINESE    12.04     0    1,125  x   2,632  x       x
330529-00160-000014  KEY BANK                  .00     0
330529-08090-000015  LABEL SHOPPER           10.75     0    2,818  x   4,212  x       x      YES

                                  --------------------------------------------------
                                    Total GLA:    30,586              24,634


                                  --------------------------------------------------

--------------------------------------------------------------------------------
                                                   ADDENDUM G - PRO-JECT REPORTS
--------------------------------------------------------------------------------

                                   ADDENDUM G

                                PRO-JECT REPORTS

--------------------------------------------------------------------------------

                                   TROY PLAZA
                            AVERAGE OCCUPANCY REPORT
                                 FOR ALL TENANTS

                    1996     1997     1998     1999     2000     2001     2002     2003
                 -------  -------  -------  -------  -------  -------  -------  -------
JANUARY          128,579  128,579  127,379  128,579  128,579  128,579  124,229  122,579
FEBRUARY         128,579  126,079  127,379  128,579  128,579  128,579  128,579  121,379
MARCH            128,579  126,079  127,379  128,579  128,579  128,579  128,579  125,379
APRIL            128,579  126,079  127,379  128,579  128,579  128,579  128,579  127,379
MAY              128,579  126,079  123,379  128,579  128,579  128,579  128,579  127,379
JUNE             124,229  128,579  124,579  128,579  128,579  128,579  126,079  127,379
JULY             124,229  124,579  124,579  128,579  128,579  128,579  126,079  127,379
AUGUST           124,229  122,579  124,579  128,579  126,959  128,579  126,079  127,379
SEPTEMBER        124,229  122,579  126,579  126,079  126,959  128,579  126,079  123,379
OCTOBER          128,579  121,379  126,579  126,079  126,959  124,229  128,579  124,579
NOVEMBER         128,579  125,379  126,579  126,079  126,959  124,229  124,579  124,579
DECEMBER         128,579  127,379  126,579  126,079  128,579  124,229  122,579  124,579
                 -------  -------  -------  -------  -------  -------  -------  -------
AVERAGE SF
 OCCUPIED-OCCA   127,129  125,446  126,079  127,746  128,039  127,492  126,550  125,279

TOTAL SF-GLA     128,579  128,579  128,579  128,579  128,579  128,579  128,579  128,579
                 -------  -------  -------  -------  -------  -------  -------  -------
OCCUPANCY %        98.87    97.56    98.06    99.35    99.58    99.15    98.42    97.43
                 =======  =======  =======  =======   ======  =======  =======  =======

                    2010     2011     2012     2013     2014     2015     2016     2017
                 -------  -------  -------  -------  -------  -------  -------  -------
JANUARY          128,579  128,579  128,579  128,579  127,379   99,535  128,579  128,579
FEBRUARY         128,579  128,579  128,579  126,079  127,379  128,579  128,579  128,579
MARCH            128,579  128,579  128,579  126,079  127,379  128,579  128,579  128,579
APRIL            128,579  126,959  128,579  126,079  127,379  128,579  128,579  128,579
MAY              126,079  126,959  128,579  126,079  120,979  128,479  128,579  128,579
JUNE             126,079   55,294  124,229  128,579  122,179  128,479  128,579  128,579
JULY             126,079   55,294  124,229  124,579  122,179  128,479  128,579  128,579
AUGUST           126,079   56,914  124,229  122,579  122,179  128,479  126,959  128,579
SEPTEMBER        128,579   56,914  124,229  122,579  126,579  126,079  126,959  128,579
OCTOBER          128,579  128,579  128,579  121,379   97,535  126,079  126,959  124,229
NOVEMBER         128,579  128,579  128,579  125,379   97,535  126,079  126,959  124,229
DECEMBER         128,579  128,579  128,579  127,379   97,535  126,079  128,579  124,229
                 -------  -------  -------  -------  -------  -------  -------  -------
AVERAGE SF
 OCCUPIED-OCCA   127,746  104,151  127,129  125,446  118,018  125,292  128,039  127,492

TOTAL SF-GLA     128,579  128,579  128,579  128,579  128,579  128,579  128,579  128,579
                 -------  -------  -------  -------  -------  -------  -------  -------
OCCUPANCY %        99.35    81.00    98.87    97.56    91.79    97.44    99.58    99.15
                 =======  =======  =======  =======   ======  =======  =======  =======

                    2004     2005     2006     2007     2008    2009
                 -------  -------  -------  -------  -------   ----
JANUARY          124,179  125,979  126,959  128,579  126,079   123,
FEBRUARY         124,179  125,979  126,959  124,229  128,579   124,
MARCH            124,179  125,979  126,959  124,229  124,579   124,
APRIL            124,179  125,979  128,579  124,229  122,579   124,
MAY              128,579  128,579  128,579  124,229  122,579   126,
JUNE             128,579  128,579  128,579  128,579  121,379   126,
JULY             128,579  128,579  128,579  128,579  125,379   126,
AUGUST           128,579  128,579  128,579  128,579  127,379   126,
SEPTEMBER        128,579  128,579  128,579  128,579  127,379   128,
OCTOBER          128,579  128,579  128,579  126,079  127,379   128,
NOVEMBER         128,579  128,579  128,579  126,079  127,379   128,
DECEMBER         128,579  126,959  128,579  126,079  127,379   128,
                 -------  -------  -------  -------  -------   ----
AVERAGE SF
 OCCUPIED-OCCA   127,112  127,577  128,174  126,504  125,671   126,

TOTAL SF-GLA     128,579  128,579  128,579  128,579  128,579   128,
                 -------  -------  -------  -------  -------   ----
OCCUPANCY %        98.86    99.22    99.69    98.39    97.74    98.
                 =======  =======  =======  =======  =======   ====

                    2018     2019     2020     2021     2022   2023
                 -------  -------  -------  -------  -------   ----
JANUARY          124,229  122,579  126,579  126,079  126,959   128,
FEBRUARY         128,579  121,379  126,579  126,079  126,959   124,
MARCH            128,579  125,379  126,579  126,079  126,959   124,
APRIL            128,579  127,379  126,579  126,079  128,579   124,
MAY              128,579  127,379  128,579  128,579  128,579   124,
JUNE             126,079  127,379  128,579  128,579  128,579   128,
JULY             126,079  127,379  128,579  128,579  128,579   128,
AUGUST           126,079  127,379  128,579  128,579  128,579   128,
SEPTEMBER        126,079  123,379  128,579  128,579  128,579   128,
OCTOBER          128,579  124,579  128,579  128,579  128,579   126,
NOVEMBER         124,579  124,579  128,579  128,579  128,579   126,
DECEMBER         122,579  124,579  128,579  126,959  128,579   126,
                 -------  -------  -------  -------  -------   ----
AVERAGE SF
 OCCUPIED-OCCA   126,550  125,279  127,912  127,611  128,174   126,

TOTAL SF-GLA     128,579  128,579  128,579  128,579  128,579   128,
                 -------  -------  -------  -------  -------   ----
OCCUPANCY %        98.42    97.43    99.48    99.25    99.69    98
                 =======  =======  =======  =======  =======   ====

                                   TROY PLAZA
                                EXPIRATION REPORT
                        YEARS 1997 TO 2009, ALL TENANTS,
                     EXCLUDING OPTIONS, INCLUDING RENEWALS,
                      BASE RENTS EXCLUDING CPI ADJUSTMENTS,
                           INCLUDING PERCENTAGE RENTS

                                  TERM/     BASE             TOTAL   MARKET
TENANT               SQUARE FT  END DATE   RENT/SF  RECV/SF  RENT/SF  RENT/SF
------               ---------  --------   -------  -------  -------  -------

# 10-SUITE 10                    INITIAL
VULUME SHOES             2,500    1/1997      9.50     3.01    12.51    11.38
                        ------               -----    -----    -----    -----
 1 FY 97 EXPIRATIONS     2,500                9.50     3.01    12.51    11.38

#  4-SUITE 4                     INITIAL
STRAWBERRIES             1,600    6/1997     13.00     3.02    16.01    11.38

# 15-SUITE 15                    INITIAL
LABEL SHOPPER            2,400    6/1997     10.75     2.95    13.70    11.38

#  9-SUITE 9                     INITIAL
POLLEY'S CARD            2,000    7/1997     10.50     2.95    13.45    11.38

#  6-SUITE 6                     INITIAL
PLAZA DISCOUNT WIN       1,200    9/1997     14.84     2.63    17.47    11.38

#  7-SUITE 7                     INITIAL
SALLY BEAUTY SUPPL       1,200    1/1998     11.00     3.06    14.06    11.78

#  3-SUITE 3                     INITIAL
FRINDLY'S                4,000    4/1998     13.07     3.09    16.16    11.78
                        ------               -----    -----    -----    -----
 6 FY 98 EXPIRATIONS    12,400               12.17     2.98    15.15    11.55
                        ------               -----    -----    -----    -----
 7 CUMULATIVE EXPS      14,900               11.72     2.99    14.71    11.52

# 11-SUITE 11                    INITIAL
RENT AMERICA             2,000    8/1998     12.00     3.07    15.07    11.78
                        ------               -----    -----    -----    -----
 1 FY 99 EXPIRATIONS     2,000               12.00     3.07    15.07    11.78
                        ------               -----    -----    -----    -----
 8 CUMULATIVE EXPS      16,900               11.75     3.00    14.75    11.55

# 12-SUITE 12                    INITIAL
RADIO SHACK              2,500    8/1999     12.00     3.20    15.20    12.20
                        ------               -----    -----    -----    -----
 1 FY1OO EXPIRATIONS     2,500               12.00     3.20    15.20    12.20
                        ------               -----    -----    -----    -----
 9 CUMULATIVE EXPS      19,400               11.79     3.02    14.81    11.64

# 13-SUITE 13                    INITIAL
EASTERN MOON CHINE       1,620    7/2000     12.04     3.33    15.36    12.62
                        ------               -----    -----    -----    -----
 1 FYl0l EXPIRATIONS     1,620               12,04     3.33    15.36    12.62
                        ------               -----    -----    -----    -----
10 CUMULATIVE EXPS      21,020               11.80     3.05    14.85    11.71

                                  TERM/     BASE             TOTAL   MARKET
TENANT               SQUARE FT  END DATE   RENT/SF  RECV/SF  RENT/SF  RENT/SF
------               ---------  --------   -------  -------  -------  -------

# 10-SUITE 10                   RENEWAL 1
VULUME SHOES             2,500    5/2002     11.39     8.91    20.29    13.52
                        ------               -----    -----    -----    -----
 1 FY1O2 EXPIRATIONS     2,500               11.39     8.91    20.29    13.52
                        ------               -----    -----    -----    -----
11 CUMULATIVE EXPS      23,520               11.76     3.67    15.43    11.91

#  4-SUITE 4                    RENEWAL 1
STRAWBERRIES             1,600   10/2002     11.39     8.91    20.30    13.52

# 15-SUITE 15                   RENEWAL 1
LABEL SHOPPER            2,400   10/2002     11.39     8.91    20.30    13.52

#  9-SUITE 9                    RENEWAL 1
POLLEY'S CARD            2,000   11/2002     11.38     8.91    20.29    13.52

#  6-SUITE 6                    RENEWAL 1
PLAZA DISCOUNT WIN       1,200    1/2003     11.78     9.19    20.97    14.00

#  7-SUITE 7                    RENEWAL 1
SALLY BEAUTY SUPPL       1,200    5/2003     11.78     9.19    20.97    14.00
                        ------               -----    -----    -----    -----
 5 FY1O3 EXPIRATIONS     8,400               11.50     8.99    20.49    13.66
                        ------               -----    -----    -----    -----
16 CUMULATIVE EXPS      31.920               11.69     5.07    16.76    12.37

#  3-SUITE 3                    RENEWAL 1
FRINDLY'S                4,000    8/2003     11.78     9.19    20.97    14.00

#  5-SUITE 5                    INITIAL
FLEET BANK               2,400   12/2003     16.00     3.70    19.70    18.44

# 11-SUITE 11                   RENEWAL 1
RENT AMERICA             2,000   12/2003     12.20     9.18    21.38    14.48
                        ------               -----    -----    -----    -----
 3 FY104 EXPIRATIONS     8,400               13.09     7.62    20.70    15.38
                        ------               -----    -----    -----    -----
19 CUMULATIVE EXPS      40,320               11.98     5.60    17.58    12.99

# 12-SUITE 12                   RENEWAL 1
RADIO SHACK              2,500   12/2004     12.62     9.54    22.16    14.99

# 14-SUITE 14                    INITIAL
KEY BANK ATM               100   12/2004    200.04     0.00   200.04   272.58
                        ------               -----    -----    -----    -----
 2 FYl05 EXPIRATIONS     2,600               19.83     9.17    29.00    24.90
                        ------               -----    -----    -----    -----
21 CUMULATIVE EXPS      42,920               12.46     5.82    18.27    13.72

# 13-SUITE 13                   RENEWAL 1
EASTERN MOON CHINE       1,620   11/2005     12.62     9.96    22.59    14.99
                        ------               -----    -----    -----    -----
 1 FY106 EXPIRATIONS     1,620               12.62     9.96    22.59    14.99
                        ------               -----    -----    -----    -----
22 CUMULATIVE EXPS      44,540               12.46     5.97    18.43    13.76

                                  TERM/     BASE             TOTAL   MARKET
TENANT               SQUARE FT  END DATE   RENT/SF  RECV/SF  RENT/SF  RENT/SF
------               ---------  --------   -------  -------  -------  -------

# 10-SUITE 10                   RENEWAL 2
VULUME SHOES             2,500   9/2007    13.52    10.66    24.18    16.06

#  4-SUITE 4                    RENEWAL 2
STRAWBERRIES             1,600   2/2008    13.99    11.02    25.01    16.62

# 15-SUITE 15                  RENEWAL 2
LABEL SHOPPER            2,400   2/2008    13.99    11.02    25.01    16.62

#  9-SUITE 9                    RENEWAL 2
POLLEY'S CARD            2,000   3/2008    14.00    11.02    25.01    16.62

#  6-SUITE 6                    RENEWAL 2
PLAZA DISCOUNT WIN       1,200   5/2008    14.00    11.02    25.02    16.62
                        ------             -----    -----    -----    -----
 5 FYl08 EXPIRATIONS     9,700             13.87    10.93    24.80    16.48
                        ------             -----    -----    -----    -----
27 CUMULATIVE EXPS      54,240             12.72     6.85    19.57    14.25

#  7-SUITE 7                    RENEWAL 2
SALLY BEAUTY SUPPL       1,200   9/2008    14.00    11.02    25.02    16.62

#  3-SUITE 3                    RENEWAL 2
FRINDLY'S                4,000  12/2008    14.48    11.02    25.50    17.20

# 11-SUITE 11                   RENEWAL 2
RENT AMERICA             2,000   4/2009    14.48    11.40    25.88    17.20
                        ------             -----    -----    -----    -----
 3 FY109 EXPIRATIONS     7,200             14.40    11.13    25.53    17.11
                        ------             -----    -----    -----    -----
30 CUMULATIVE EXPS      61,440             12.91     7.35    20.27    14.58

                                   TROY PLAZA
                           PROJECT ASSUMPTIONS REPORT
                              INCLUDING ALL TENANTS

BUILDING PROLOGUE

LEASEHOLD ANALYSIS OF TROY PLAZA BEGINNING  6/1996
FOR 31 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES

GLA
1996 VALUE -    128,579
THEREAFTER - CONSTANT

ANCH
1996 VALUE -    100,709
THEREAFTER - CONSTANT

SATL
+100.0% OF GLA -100.0% OF ANCH

OCCA
1996 VALUE -    127,129
1997 VALUE -    125,446
1998 VALUE -    126,079
1999 VALUE -    127,746
2000 VALUE -    128,039
2001 VALUE -    127,492
2002 VALUE -    126,550
2003 VALUE -    125,279
2004 VALUE -    127,112
2005 VALUE -    127,577
2006 VALUE -    128,174
2007 VALUE -    126,504
2008 VALUE -    125,671
2009 VALUE -    126,479
2010 VALUE -    127,746
2011 VALUE -    104,151
2012 VALUE -    127,129
2013 VALUE -    125,446
2014 VALUE -    118,018
2015 VALUE -    125,292
2016 VALUE -    128,039
2017 VALUE -    127,492
2018 VALUE -    126,55O
2019 VALUE -    125,279
2020 VALUE -    127,912
2021 VALUE -    127,611
2022 VALUE -    128,174
2023 VALUE -    126,504
2024 VALUE -    124,871
2025 VALUE -    126,446
2026 VALUE -    127,746
THEREAFTER - CONSTANT

GROWTH RATES

CFIG
1996 VALUE -     3.50
THEREAFTER - CONSTANT

TAXG
1996 VALUE -     4.00
THEREAFTER - CONSTANT

SLVG
1996 VALUE -     0.00
1997 VALUE -     0.00
1998 VALUE -     2.00
1999 VALUE -     4.00
THEREAFTER - CONSTANT

RETG
1996 VALUE -     3.50
THEREAFTER - CONSTANT

EXPG
1996 VALUE -     3.50
THEREAFTER - CONSTANT

NCOM
1996 VALUE -     4.00
THEREAFTER - CONSTANT

RCOM
1996 VALUE -     2.00
THEREAFTER - CONSTANT

BCOM
+40.0% OF NCOM +60.0% OF RCOM

MARKET RATES

ANCR
1996 VALUE -     5.50
THEREAFTER - GROWING AT GROWTH RATE RETG

SATR
1996 VALUE -     11.00
THEREAFTER - GROWING AT GROWTH RATE RETG

PADR
1996 VALUE -     14.00
THEREAFTER - GROWING AT GROWTH RATE RETG

ATMR
1996 VALUE -     200
THEREAFTER - GROWING AT GROWTH RATE RETG

NWTI
1996 VALUE -     5.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

RWTI
1996 VALUE -     0.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

BLTI
+40.0% OF NWTI +60.0% OF RWTI

NWFR
1996 VALUE -     0.00
THEREAFTER - CONSTANT

RWFR
1996 VALUE -     0.00
THEREAFTER - CONSTANT

BLFR
+40.0% OF NWFR +60.0% OF RWFR

RSVR
1996 VALUE -     0.15
THEREAFTER - GROWING AT GROWTH RATE EXPG

SLVR
1996 VALUE -     186
THEREAFTER - GROWING AT GROWTH RATE SLVG

MISCELLANEOUS INCOMES

OTHER INCOME
1996 VALUE -     6,500
THEREAFTER - GROWING AT GROWTH RATE CPIG

EXPENSES

LANDSCAPING      , REFERRED TO AS LNDE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     9,100
THEREAFTER - GROWING AT GROWTH RATE EXPG

CLEANING         , REFERRED TO AS CLNE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     36,239
THEREAFTER - GROWING AT GROWTH RATE EXPG

UTILITIES        , REFERRED TO AS UTLE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     13,194
THEREAFTER - GROWING AT GROWTH RATE EXPG

SECURITY        , REFERRED TO AS SECE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -    30,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

REPAIRS & MAINT. , REFERRED TO AS R&ME
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     21,432
THEREAFTER - GROWING AT GROWTH RATE EXPG

REAL ESTATE TAXES , REFERRED TO AS TAXE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     216,522
THEREAFTER - GROWING AT GROWTH RATE TAXG

INSURANCE        , REFERRED TO AS INSE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     33,180
THEREAFTER - GROWING AT GROWTH RATE EXPG

GENERAL & ADMIN. , REFERRED TO AS G&AE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     4,943
THEREAFTER - GROWING AT GROWTH RATE EXPG

MANAGEMENT      , REFERRED TO AS MGTE
CHARGED AGAINST NET OPERATING INCOME
 3.00% OF EFFECTIVE GROSS INCOME

RESERVES         , REFERRED TO AS RESE
CHARGED AGAINST NET OPERATING INCOME
MARKET RATE RSVR MULTIPLIED BY AREA MEASURE GLA

PURE CAM , REFERRED TO AS PCAM
AN INFORMATIONAL EXPENSE
+100.0% OF LNDE+100.0% OF CLNE
+100.0% OF UTLE+100.0% OF SECE
+100.0% OF R&ME +0.0% OF INSE
+100.0% OF MGTE

CAM 15% OH       , REFERRED TO AS CM15
AN INFORMATIONAL EXPENSE
+115.0% OF PCAM

CAM 20% OH       , REFERRED TO AS CM20
AN INFORMATIONAL EXPENSE
+120.0% OF PCAM

ANCHOR RECOVERY  , REFERRED TO AS ANRC
AN INFORMATIONAL EXPENSE
1996 VALUE -     7,336
THEREAFTER - GROWING AT GROWTH RATE CPIG

PURE CAM - ANCHOR , REFERRED TO AS PC-A
AN INFORMATIONAL EXPENSE
+100.0% OF PCAM-100.0% OF ANRC

CAM 15% - ANCHOR  , REFERRED TO AS 15-A
AN INFORMATIONAL EXPENSE
+100.0% OF CM15-100.0% OF ANRC

CAM 20 - ANCHOR   , REFERRED TO AS 20-A
AN INFORMATIONAL EXPENSE
+100.0% OF CM20-100.0% OF ANRC

PROPERTY INSURANCE, REFERRED TO AS PINS
AN INFORMATIONAL EXPENSE
+15.0% OF INSE

VACANCY ALLOWANCE

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE -     3.00
THEREAFTER - CONSTANT

MANAGEMENT FEE

NONE

COMMISSION CALCULATIONS

STANDARD METHOD #1  - 0.000% OF TOTAL RENT

STANDARD METHOD #2  - 0.000% OF TOTAL RENT

STANDARD METHOD #3  - 0.000% OF TOTAL RENT

STANDARD METHOD #4  - 0.000% OF TOTAL RENT

STANDARD METHOD #5  - 0.000% OF TOTAL RENT

COMMISSION PAYOUTS

STANDARD METHOD #1  - CASHED OUT

STANDARD METHOD #2  - CASHED OUT

STANDARD METHOD #3  - CASHED OUT

STANDARD METHOD #4  - CASHED OUT

STANDARD METHOD #5  - CASHED OUT

ALTERATION CALCULATION

NONE

ALTERATION PAYOUTS

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL

NONE

CAPITAL EXPENDITURES

NONE

PRIMARY CLASSIFICATION CODES

      1 - ANCHOR
      2 - SATELLITE
      3 - PAD
      4 - ATM

SECONDARY CLASSIFICATION CODES

NONE

COST CENTERS

      1 - CAM
      2 - TAXES
      3 - INSURANCE

SALES VOLUME PROFILE

          PERCENT OF    RELATIVE
MONTH    ANNUAL SALES    VOLUME
-----    ------------    ------
 JAN         8.33%        1.00
 FEB         8.33%        1.00
 MAR         8.33%        1.00
 APR         8.33%        1.00
 MAY         8.33%        1.00
 JUN         8.33%        1.00
 JUL         8.33%        1.00
 AUG         8.33%        1.00
 SEP         8.33%        1.00
 OCT         8.33%        1.00
 NOV         8.33%        1.00
 DEC         8.33%        1.00
           ------        -----
TOTALS     100.00%       12.00

GLOBAL RECOVERIES

CAM 20 - ANCHOR  , REFERRED TO AS CAMS
ASSIGNED TO COST CENTER    1 - CAM
PRO RATA SHARE RECOVERY OF EXPENSE 20-A
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE SAL
ALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES , REFERRED TO AS TAXS
ASSIGNED TO COST CENTER    2 - TAXES
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

PROPERTY INSURANCE, REFERRED TO AS INSS
ASSIGNED TO COST CENTER    3 - INSURANCE
PRO RATA SHARE RECOVERY OF EXPENSE PINS
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

GLBL
GLOBAL GROUPING
GLOBAL RECOVERY CAMS
GLOBAL RECOVERY TAXS
GLOBAL RECOVERY INSS

CAM 20% OH  , REFERRED TO AS CAML
ASSIGNED TO COST CENTER    1 - CAM
PRO RATA SHARE RECOVERY OF EXPENSE CM20
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

GLB2
GLOBAL GROUPING
GLOBAL RECOVERY CML
GLOBAL RECOVERY TAXS
GLOBAL RECOVERY INSS

CAM 15% OH     , REFERRED TO AS C15L
ASSIGNED TO COST CENTER    1 - CAM
PRO RATA SHARE RECOVERY OF EXPENSE CM15
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM 15% - ANCHOR  , REFERRED TO AS CM15
ASSIGNED TO COST CENTER    1 - CAM
PRO RATA SHARE RECOVERY OF EXPENSE 15-A
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

GLB3
GLOBAL GROUPING
GLOBAL RECOVERY TAXS
GLOBAL RECOVERY INSS
GLOBAL RECOVERY C15L

GLB4
GLOBAL GROUPING
GLOBAL RECOVERY TAXS
GLOBAL RECOVERY INSS
GLOBAL RECOVERY CM15

GLB5
GLOBAL GROUPING
GLOBAL RECOVERY TAXS
GLOBAL RECOVERY C15L

TENANT PROLOGUE

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS

NONE

TENANTS

THERE ARE A TOTAL OF 15 LEASEHOLD TENANT (S)

--------------------------------------------------------------------------------

#  1 - SUITE 1          , AMES
BASE LEASE DATES:         4/1990  TO  5/2011
TYPE OF TENANT:           RETAIL
SQUARE FOOTAGE:           71,665
PRIMARY CODE:                1 - ANCHOR
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   1.95/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  7,744,031/YEAR
THEREAFTER       - GROWING AT GROWTH RATE SLVG
INITIAL BREAKPOINT - 6,000,000/YEAR
 2.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:

TAXES
RECAPTURE OF RECOVERIES
ASSIGNED TO COST CENTER          2 - TAXES
PERCENT OF OVERAGE     -   100.00%
PERCENT OF RECOVERY    -   100.00%
ANNUAL MAXIMUM         -         0
RECOVERY FLOOR         -         0

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - TAXES
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF    86,123

COMMISSIONS:      NONE
ALTERATIONS:      NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------   ---------  -----------  -----------
1         20.00         4      NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE ANCR MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - TAXES
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:    GROWTH RATE BCOM
RENEWAL PAYOUT:   CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE BLTI
RENEWAL PAYOUT:   CASHED OUT

--------------------------------------------------------------------------------

#  2 - SUITE 2          , PRICE CHOPPER
BASE LEASE DATES:         10/1979 TO 9/2014
TYPE OF TENANT            RETAIL
SQUARE FOOTAGE            29,044

PRIMARY CODE:    1 - ANCHOR
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   1.93/SF/YR

PERCENTAGE RENT:
INITIAL SALES    - 10,340,527/YEAR
THEREAFTER       - GROWING AT GROWTH RATE SLVG
INITIAL BREAKPOINT -  3,775,000/YEAR
1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:

TAXES
RECAPTURE OF RECOVERIES
ASSIGNED TO COST CENTER          2 - TAXES
PERCENT OF OVERAGE     -   100.00%
PERCENT OF RECOVERY    -   100.00%
ANNUAL MAXIMUM         -         0
RECOVERY FLOOR         -         0

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - TAXES
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF    28,872

CAM PRICE CHOPPER
ASSIGNED TO COST CENTER 1 - CAM
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE     - 0.25/SF
THEREAFTER       - GROWING AT GROWTH RATE EXPG
CAP              - NONE

PROPERTY INSURANCE
ASSIGNED TO COST CENTER 3 - INSURANCE
PRO RATA SHARE RECOVERY OF EXPENSE PINS
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:      NONE

ALTERATIONS:      NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------   ---------  -----------  -----------
1         20.00         4      NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE ANCR MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - TAXES

PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM PRICE CHOPPER
ASSIGNED TO COST CENTER 1 - CAM
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE     - CONTINUED FROM PRIOR TERM
THEREAFTER       - GROWING AT GROWTH RATE EXPG
CAP              - NONE

PROPERTY INSURANCE
ASSIGNED TO COST CENTER 3 - INSURANCE
PRO RATA SHARE RECOVERY OF EXPENSE PINS
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:    GROWTH RATE BCOM
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE BLTI
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

#  3 - SUITE 3         , FRINDLY'S
BASE LEASE DATES:        8/1967 TO  4/1998
TYPE OF TENANT           RETAIL
SQUARE FOOTAGE           4,000
PRIMARY CODE                 2 - SATELLITE
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT
INITIAL RENT -  13.07/SF/YR

PERCENTAGE RENT
INITIAL SALES -  1,473,977/YEAR
THEREAFTER  - GROWING AT GROWTH RATE SLVG
INITIAL BREAKPOINT -  1,742,500/YEAR
 1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB5

COMMISSIONS:      NONE

ALTERATIONS:      NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------   ---------  -----------  -----------
1         5.00          4      NONE       NONE         YES          YES
2         5.00          4      NONE       NONE         YES          YES
3         5.00          4      NONE       NONE         YES          YES
4         5.00          4      NONE       NONE         YES          YES
5         5.00          4      NONE       NONE         YES          YES
6         5.00          4      NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE SATR MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE (S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBL

RENEWAL COMMISSIONS:    GROWTH RATE BCOM
RENEWAL PAYOUT:   CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE BLTI
RENEWAL PAYOUT:   CASHED OUT

--------------------------------------------------------------------------------

#  4 - SUITE 4          , STRAWBERRIES
BASE LEASE DATES:         6/1985 TO 6/1997
TYPE OF TENANT:           OFFICE
SQUARE FOOTAGE:           1,600
PRIMARY CODE:                 2 - SATELLITE
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  13.00/SF/YR

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB3

COMMISSIONS:     NONE

ALTERATIONS:     NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------   ---------  -----------  -----------
1         5.00          4      NONE       NONE         YES          YES
2         5.00          4      NONE       NONE         YES          YES
3         5.00          4      NONE       NONE         YES          YES
4         5.00          4      NONE       NONE         YES          YES
5         5.00          4      NONE       NONE         YES          YES
6         5.00          4      NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE SATR MULTIPLIED BY 1.000

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBL

RENEWAL COMMISSIONS:    GROWTH RATE BCOM
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE BLTI
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

#  5 - SUITE 5        , FLEET BANK
BASE LEASE DATES:       3/1994 TO 12/2003

TYPE OF TENANT:         OFFICE
SQUARE FOOTAGE:         2,400
PRIMARY CODE:             3 - PAD
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    14.00/SF/YR
CHANGING TO  -    16.00/SF/YR ON  1/1999

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB4

COMMISSIONS:      NONE

ALTERATIONS:      NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------   ---------  -----------  -----------
1         10.00         4      NONE       NONE         YES          YES
2         10.00         4      NONE       NONE         YES          YES
3         10.00         4      NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE PADR MULTIPLIED BY 1.000

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBL

RENEWAL COMMISSIONS:    GROWTH RATE BCOM
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE BLTI
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

#  6 - SUITE 6          , PLAZA DISCOUNT WIN
BASE LEASE DATES:         5/1988 TO 9/1997
TYPE OF TENANT:           RETAIL
SQUARE FOOTAGE:           1,200
PRIMARY CODE:                 2 - SATELLITE
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  14.84/SF/YR

PERCENTAGE RENT:
INITIAL SALES -   265,125/YEAR
THEREAFTER  - GROWING AT GROWTH RATE SLVG
INITIAL BREAKPOINT -    445,313/YEAR
4.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - TAXES
PRO RATA SHARE RECOVERY OF EXPENSE TAXE
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE

WITH NO CAP
AND A BASE AMOUNT OF    41,248

GLOBAL GROUPING
GLOBAL RECOVERY INSS

GLOBAL GROUPING
GLOBAL RECOVERY CM15

COMMISSIONS:      NONE

ALTERATIONS:      NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------   ---------  -----------  -----------
1         5.00          4      NONE       NONE         YES          YES
2         5.00          4      NONE       NONE         YES          YES
3         5.00          4      NONE       NONE         YES          YES
4         5.00          4      NONE       NONE         YES          YES
5         5.00          4      NONE       NONE         YES          YES
6         5.00          4      NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE SATR MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBL

RENEWAL COMMISSIONS:    GROWTH RATE BCOM
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE BLTI
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 7 - SUITE 7           , SALLY BEAUTY SUPPL
BASE LEASE DATES:         1/1991 TO 1/1998
TYPE OF TENANT:           RETAIL
SQUARE FOOTAGE:           1,200
PRIMARY CODE:                 2 - SATELLITE
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  11.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -   279,829/YEAR
THEREAFTER  - GROWING AT GROWTH RATE SLVG
INITIAL BREAKPOINT -    400,000/YEAR
 3.50% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB4

COMMISSIONS:      NONE

ALTERATIONS:      NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------   ---------  -----------  -----------
1         5.00          4      NONE       NONE         YES          YES
2         5.00          4      NONE       NONE         YES          YES
3         5.00          4      NONE       NONE         YES          YES
4         5.00          4      NONE       NONE         YES          YES
5         5.00          4      NONE       NONE         YES          YES
6         5.00          4      NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE SATR MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBL

RENEWAL COMMISSIONS:    GROWTH RATE BCOM
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE BLTI
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

#  8 - SUITE 8          , VACANT
BASE LEASE DATES:         12/1986 TO  5/1996
TYPE OF TENANT:           RETAIL
SQUARE FOOTAGE:           4,350
PRIMARY CODE:                 2 - SATELLITE
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    9.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -   744,460/YEAR
THEREAFTER  - GROWING AT GROWTH RATE SLVG
INITIAL BREAKPOINT -    809,000/YEAR
 5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB4

COMMISSIONS:      NONE

ALTERATIONS:      NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------   ---------  -----------  -----------
1         5.00          4      NONE       NONE         YES          YES
2         5.00          4      NONE       NONE         YES          YES
3         5.00          4      NONE       NONE         YES          YES

4         5.00          4      NONE       NONE         YES          YES
5         5.00          4      NONE       NONE         YES          YES
6         5.00          4      NONE       NONE         YES          YES
7         5.00          4      NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE SATR MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBL

RENEWAL COMMISSIONS:    GROWTH RATE BCOM
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE BLTI
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

#  9 - SUITE 9          , POLLEY'S CARD
BASE LEASE DATES:         7/1987 TO 7/1997
TYPE OF TENANT:           RETAIL
SQUARE FOOTAGE:           2.000
PRIMARY CODE:                 2 - SATELLITE
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    10.50/SF/YR

PERCENTAGE RENT:
INITIAL SALES -   255,736/YEAR
THEREAFTER  - GROWING AT GROWTH RATE SLVG
INITIAL BREAKPOINT -    350,000/YEAR
6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB4

COMMISSIONS:      NONE

ALTERATIONS:      NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------   ---------  -----------  -----------
1         5.00          4      NONE       NONE         YES          YES
2         5.00          4      NONE       NONE         YES          YES
3         5.00          4      NONE       NONE         YES          YES
4         5.00          4      NONE       NONE         YES          YES
5         5.00          4      NONE       NONE         YES          YES
6         5.00          4      NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE SATR MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBL

RENEWAL COMMISSIONS:    GROWTH RATE BCOM
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE BLTI
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 10 - SUITE 10         , VULUME SHOES
BASE LEASE DATES:         1/1987 TO  1/1997
TYPE OF TENANT:           RETAIL
SQUARE FOOTAGE:            2,500
PRIMARY CODE:                  2 - SATELLITE
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    9.50/SF/YR

PERCENTAGE RENT:
INITIAL SALES -   285,003/YEAR
THEREAFTER  - GROWING AT GROWTH RATE SLVG
INITIAL BREAKPOINT -    475,000/YEAR
CHANGING TO -     570,000/YEAR  ON  2/1997
 5.00% OF OVERAGE TO A CEILING OF   0/YEAR
 5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB3

COMMISSIONS:      NONE

ALTERATIONS:      NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------   ---------  -----------  -----------
1         5.00          4      NONE       NONE         YES          YES
2         5.00          4      NONE       NONE         YES          YES
3         5.00          4      NONE       NONE         YES          YES
4         5.00          4      NONE       NONE         YES          YES
5         5.00          4      NONE       NONE         YES          YES
6         5.00          4      NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE SATR MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBL

RENEWAL COMMISSIONS:    GROWTH RATE BOOM
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE BLTI
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

#  11 - SUITE 11        , RENT AMERICA
BASE LEASE DATES:         9/1986 TO  8/1998
TYPE OF TENANT:           OFFICE
SQUARE FOOTAGE:           2,000
PRIMARY CODE:                 2 - SATELLITE
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    12.00/SF/YR
CHANGING TO  -    12.75/SF/YR ON  9/1998

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB4

COMMISSIONS:      NONE

ALTERATIONS:      NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------   ---------  -----------  -----------
1         5.00          4      NONE       NONE         YES          YES
2         5.00          4      NONE       NONE         YES          YES
3         5.00          4      NONE       NONE         YES          YES
4         5.00          4      NONE       NONE         YES          YES
5         5.00          4      NONE       NONE         YES          YES
6         5.00          4      NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE SATR MULTIPLIED BY 1.000

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBL

RENEWAL COMMISSIONS:     GROWTH RATE BCOM
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE BLTI
RENEWAL PAYOUT:          CASHED OUT

--------------------------------------------------------------------------------

# 12 - SUITE 12        , RADIO SHACK
BASE LEASE DATES:        9/1989 TO  9/1999
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           2,500
PRIMARY CODE:                 2 - SATELLITE
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     11.25/SF/YR
CHANGING TO  -     11.50/SF/YR ON 9/1996
CHANGING TO  -     11.75/SF/YR ON 9/1997
CHANGING TO  -     12.00/SF/YR ON 9/1998

PERCENTAGE RENT:
INITIAL SALES -      614,177/YEAR

THEREAFTER  - GROWING AT GROWTH RATE SLVG
INITIAL BREAKPOINT -  937,500/YEAR
CHANGING TO    -      958,333/YEAR ON 9/1996
 3.00% OF OVERAGE TO A CEILING OF   0/YEAR
 3.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB4

COMMISSIONS:      NONE

ALTERATIONS:      NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------   ---------  -----------  -----------
1         5.00          4      NONE       NONE         YES          YES
2         5.00          4      NONE       NONE         YES          YES
3         5.00          4      NONE       NONE         YES          YES
4         5.00          4      NONE       NONE         YES          YES
5         5.00          4      NONE       NONE         YES          YES
6         5.00          4      NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE SATR MULTIPLIED BY  1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBL

RENEWAL COMMISSIONS:  GROWTH RATE BCOM
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE BLTI
RENEWAL PAYOUT:       CASHED OUT

--------------------------------------------------------------------------------

# 13 - SUITE 13     , EASTERN MOON CHINE
BASE LEASE DATES:     7/1990 TO 7/2000
TYPE OF TENANT:       OFFICE
SQUARE FOOTAGE:       1,620
PRIMARY CODE:             2 - SATELLITE
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    12.04/SF/YR

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB4

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------   ---------  -----------  -----------
1         5.00          4      NONE       NONE         YES          YES
2         5.00          4      NONE       NONE         YES          YES
3         5.00          4      NONE       NONE         YES          YES
4         5.00          4      NONE       NONE         YES          YES
5         5.00          4      NONE       NONE         YES          YES
6         5.00          4      NONE       NONE         YES          YES


RENEWAL MINIMUM RENT:
MARKET RATE SATR MULTIPLIED BY  1.000

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBL

RENEWAL COMMISSIONS: GROWTH RATE BCOM
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE BLTI
RENEWAL PAYOUT:      CASHED OUT

--------------------------------------------------------------------------------

# 14 - SUITE 14     , KEY BANK ATM
BASE LEASE DATES:     3/1979 TO 12/2004
TYPE OF TENANT:       OFFICE
SQUARE FOOTAGE:          100
PRIMARY CODE:              4 - ATM
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 200.00/SF/YR

RECOVERIES: NONE

COMMISSIONS:      NONE

ALTERATIONS:      NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------   ---------  -----------  -----------
1         10.00         4      NONE       NONE         YES          YES
2         10.00         4      NONE       NONE         YES          YES
3         10.00         4      NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE ATMR MULTIPLIED BY 1.000

RENEWAL RECOVERIES: NONE

RENEWAL COMMISSIONS:  GROWTH RATE BCOM
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE BLTI
RENEWAL PAYOUT:       CASHED OUT

--------------------------------------------------------------------------------

# 15 - SUITE 15     , LABEL SHOPPER
BASE LEASE DATES:     6/1989 TO 6/1997
TYPE OF TENANT:       RETAIL
SQUARE FOOTAGE:        2,400

PRIMARY CODE:              2 - SATELLITE
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    10.75/SF/YR

PERCENTAGE RENT:
INITIAL SALES -   367,154/YEAR
THEREAFTER  - GROWING AT GROWTH RATE SLVG
INITIAL BREAKPOINT -  600,000/YEAR
  4.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB4

COMMISSIONS:      NONE

ALTERATIONS:      NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT  COMMISSIONS  ALTERATIONS
----  ------------   ------  --------   ---------  -----------  -----------
1         5.00          4      NONE       NONE         YES          YES
2         5.00          4      NONE       NONE         YES          YES
3         5.00          4      NONE       NONE         YES          YES
4         5.00          4      NONE       NONE         YES          YES
5         5.00          4      NONE       NONE         YES          YES
6         5.00          4      NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE SATR MULTIPLIED BY 1.000

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBL

RENEWAL COMMISSIONS:  GROWTH RATE BCOM
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE BLTI
RENEWAL PAYOUT:       CASHED OUT

--------------------------------------------------------------------------------
                                                  ADDENDUM H - ENGAGEMENT LETTER
--------------------------------------------------------------------------------

                                   ADDENDUM H

                               ENGAGEMENT LETTER

--------------------------------------------------------------------------------

                           [CB COMMERCIAL LETTERHEAD]

May 8, 1996

Mr. Josh Kane
Chief Financial Officer
MARK CENTERS TRUST
660 Third Avenue
Kingston, PA 18704

Re:  17 Shopping Centers
     Nationwide

Dear Mr. Kane:

At your request, we are pleased to submit the following proposal to appraise the above referenced properties. The purpose of this assignment is to estimate the market value of the leased fee interest. We understand the appraisal reports are to be used for mortgage underwriting purposes. We also understand that the reports will be used by Mark Centers Trust and Morgan Stanley. The properties are briefly described on attachment "A".

Our complete valuation will be presented in a self contained (narrative) format and will contain a complete description of the property along with pertinent exhibits and photographs together with supporting factual data and analysis necessary to convey our opinion of value. We will value the property based upon the cost, income and market approaches to value, where applicable, correlating our findings into a final value conclusion.

The report will be prepared in conformity with and will be subject to the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Each report will also conform to the Uniform Standards of Professional Appraisal Practice ("USPAP") and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and the Morgan Stanley Capital Appraisal Standards described in Attachment "B".

We assume that there are no major or significant items of deferred maintenance beyond normal wear and tear for properties of their age as of the date of the appraisal which would require the expertise of a professional contractor to estimate the cost of such repairs. If such repairs need to be considered in this appraisal, such estimates are to be provided by a qualified firm hired by you and at no cost to us.

The total fee for the assignment is $68,000 ($4,000 per property) including all travel and related expenses which is due and payable upon delivery of the reports. If we are asked to cancel the assignment within two weeks of our engagement, an upset fee equal to 50% will be due and payable. If cancellation occurs between two and three weeks, the upset fee will be equal to 75% and any time after three weeks, the full fee will be due and payable.

We will furnish you with three copies of our final report within four to five weeks of our authorization. Authorization occurs upon our receipt of an executed copy of this proposal and our delivery date is contingent upon the timely receipt of all necessary property information, financial statements and detailed lease information. If all requested data and information is not available as of the authorized date, we reserve the right to extend the delivery date by the amount of time it takes to receive the requested information.

May 8,1996
Mr. Kane
Page 2

In order to complete this assignment in a timely manner, we will require the following specific information, if available:

      o     Copy of Ground Lease, if Leasehold.
      o     Legal descriptions.
      o     Current rent roll.
      o     Copy of Leases or abstracts.
      o     Expense reimbursements on a tenant-by-tenant basis.
      o     Building area calculations and surveys.
      o     Operating statements for the past three full years.
      o     Current year expenses to date.
      o     A copy of the current budget.
      o Copies of any toxic engineering reports dealing with underground. tanks, PCB's, asbestos or chemical spills, if available.
      o     A copy of the next fiscal year's budget, if available.
      o A list of major repairs which have recently been made, or are scheduled to be made in the next 18 months.
      o Name and phone number(s) of on-site superintendent(s), or local management firm or trustee for physical inspection.
      o Notice of any pending changes to the rent roll or pertinent information regarding the current status of the tenants.

If we are requested to give court testimony an additional fee will be charged on an hourly basis at $300 per hour for designated MAI-appraisers and $175 for non-designated appraisers. Said hourly billings pertain to court preparation, waiting and travel time, document review and preparation (excludes narrative appraisal report) and all meetings related to court testimony.

The client may provide only complete, final copies of the appraisal report to third parties who shall rely on such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Commercial, or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

In addition to the fee for this assignment, you agree to compensate us at a rate to be mutually agreed to, for any time expended by us should we be required (by subpoena or otherwise) or requested by you, your representatives or other entity to become involved in any litigation or

May 8, 1996
Mr. Kane
Page 3

legal proceeding in any way involving this engagement to which we are not a party, the appraisal work we produce or the property which is the subject of this assignment. You also agree to pay, on demand, all reasonable expenses which we incur in connection with any litigation or proceedings including the fees of our attorneys.

You acknowledge that we are being retained hereunder as an independent contractor to perform the services described herein and nothing in this agreement shall be deemed to create any other relationship between us. This assignment will be deemed concluded and the services hereunder completed upon delivery to you of the appraisal report discussed herein.

If these terms are acceptable, please authorize us to proceed by having an officer of the corporation, managing general partner, principal, owner, or a contractually responsible party sign the enclosed copy of this proposal with "Terms and Conditions" and return it to us for our permanent file. Upon receipt of your authorization, we will schedule the necessary personnel to complete the project in a timely manner.

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please do not hesitate to give me a call.

Sincerely,

CB COMMERCIAL REAL ESTATE GROUP, INC.
Appraisal


/s/ Michael R. Pecorino

Michael R. Pecorino, MAI

MRP:jf

cc:   Douglas W. Haney

Enclosure

                                AGREED & ACCEPTED

_______________________________________   ______________________________________
Signature                                 Title

_______________________________________   ______________________________________
Name (type or print)                      Date

Office #: ______________________________  Fax #: _______________________________

                        TERMS AND CONDITIONS OF AGREEMENT
                CB COMMERCIAL REAL ESTATE GROUP, INC. - APPRAISAL

1. These Terms and Conditions by CB Commercial Real Estate Group, Inc., Appraisal Services, a division of CB Commercial Real Estate Group, Inc. (Appraiser or Consultant) and the client for whom Appraiser or Consultant will perform appraisal or consultation services (Client), and attached to any agreement for appraisal or consultation services between Client and Appraiser or Consultant (Agreement), shall be deemed a part of such Agreement as though set forth in full therein.

2. Appraiser or Consultant shall exercise independent judgment and complete the assignment called for by the Agreement (Assignment) in accordance with sound appraisal or consultation practice and the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute, as applicable.

3. All statements of the fact in the report which are used as the basis of Appraiser's or Consultant's analyses, opinions, and conclusions will be true and correct to the best of Appraiser's or Consultant's knowledge and belief. Appraiser or Consultant may rely upon the accuracy of information and material furnished to Appraiser or Consultant by Client.

4. Appraiser or Consultant shall have no responsibility for legal matters, questions of survey or title, soil or subsoil conditions, engineering, or other similar technical matters. The report will not constitute a survey of the property analyzed.

5. Client shall provide Appraiser or Consultant with such materials with respect to the Assignment as are requested by Appraiser or Consultant and in the possession or under the control of Client. Client shall provide Appraiser or Consultant with sufficient access to the real property to be analyzed and hereby grants permission for entry, unless discussed in advance to the contrary.

6. Unless expressly specified in the Agreement, the fee quoted does not include the attendance or giving of testimony by Appraiser or Consultant at any court, regulatory, or other proceeding, or any conferences or other work in preparation for such a proceeding. If any employee of CB Commercial Real Estate Group, Inc. is asked or required to testify at any deposition, trial, or other proceeding about the preparation, conclusions, or any other aspect of the assignment, Client shall compensate Appraiser or Consultant for the time spent by the employee in testifying and in preparing to testify according to the Appraiser's or Consultant's then current hourly rate for that employee plus reimbursement of expenses.

7. In the event Client requests additional consultation beyond the scope of this assignment, Client shall pay an additional charge for such consultation at rates specified by Appraiser or Consultant whether or not the completed report has been delivered to Client at the time of the request.

8. The aggregate liability of Appraiser or Consultant for any negligent acts, errors, or omissions in connection with the Assignment shall not exceed the compensation payable to Appraiser or Consultant on account of the Assignment.

9. Client agrees that the report shall not be quoted or referred to in any report or financial statement of Client or in any documents filed with any governmental agency without the prior written consent of Appraiser or Consultant. Neither all nor any part of the content of the report including, without limitation, the conclusions as to value, the identity of Appraiser or Consultant, references to the Appraisal Institute or references to the MAI or SRA designations shall be disseminated to the public through advertising or other mass media without the prior written consent of Appraiser or Consultant.

10. The data gathered in the course of the Assignment (except data furnished by Client) and the report prepared pursuant to the Agreement are and will remain the property of Appraiser/Consultant. With respect to data provided by Client, Appraiser or Consultant shall not violate the confidential nature of the appraiser- or consultant-client relationship by improperly disclosing any confidential information furnished to Appraiser or Consultant. Notwithstanding the foregoing, Appraiser or Consultant is authorized by client to disclose all or any portion of the report and the related data to appropriate representatives of the Appraisal Institute if such disclosure is required to enable Appraiser or Consultant to comply with the Bylaws and Regulations of such Institute as now or hereafter in effect.

11. In the event Client fails to make payments when due and payable, then from the date due and payable until paid the amount due and payable shall bear interest at the maximum rate permitted in the state in which the office of Appraiser or Consultant executing the Agreement is located. If Appraiser or Consultant is required to institute legal action against Client relating to the Agreement, Appraiser or Consultant shall be entitled to recover reasonable attorneys' fees and costs from Client.

12. This appraisal or consultation will not take into consideration the possibility of the existence of asbestos, PCB transformers, or other toxic, hazardous, or contaminated substances and/or underground storage tanks (hazardous material), or the cost of encapsulation or removal thereof.

      Should client have concern over the existence of such substances on the property, Appraiser or Consultant considers it imperative for the Client to retain the services of a qualified, independent engineer or contractor to determine the existence and extent of any hazardous materials, as well as the cost associated with any required or desirable treatment or removal thereof.

13. CB Commercial Real Estate Group, Inc., Appraisal Services and Client agree that the Agreement (including these Terms and Conditions) shall be governed by the laws of the state of the CB Commercial Real Estate Group, Inc., Appraisal Services office shown on the Agreement.

14. Client shall not indemnify Appraiser or Consultant or hold Appraiser or Consultant harmless unless and only to the extent that the Client misrepresents, distorts, or provides incomplete or inaccurate appraisal results to others, which acts of the Client proximately result in damage to Appraiser or Consultant. The Client shall indemnify and hold Appraiser or Consultant harmless from any claims, expenses, judgments or other items or costs arising as a result of the Client's failure or the failure of any of the Client's agents to provide a complete copy of the appraisal report to any third party. In the event of any litigation between the parties, the prevailing party to such litigation shall be entitled to recover from the other reasonable attorney fees and costs.

15. Appraiser understands that the Client may provide complete final copies of the appraisal report (but not partial or summarized copies) to third parties who shall rely on such reports in connection with the Client's securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the Client for routine and customary questions that may arise.

--------------------------------------------------------------------------------
                                                  ADDENDUM I - LEGAL DESCRIPTION
--------------------------------------------------------------------------------

                                   ADDENDUM I

                               LEGAL DESCRIPTION

--------------------------------------------------------------------------------

                             (Schedule A Continued)

Policy Number:    33 0105 60 000503 (Owners)
Title Number:     9200 105 000745

ALL that certain plot, piece or parcel of land, situate, lying and being in the City of Troy, County of Rensselaer, New York, bounded and described as follows:

BEGINNING at a point in the South line of Hoosick Street, said point being 195 feet distant on a bearing of North 64 degrees 52 minutes West as measured along the south line of Hoosick Street from its intersection with the West line of 15th Street;

1. RUNNING THENCE parallel with the West line of 15th Street South 25 degrees 48 minutes West 100 feet;

2.    THENCE South 64 degrees 12 minutes East 25.00 feet;

3.    THENCE South 25 degrees 48 minutes West 127.56 feet;

4.    THENCE South 64 degrees 12 minutes East 20 feet;

5.    THENCE South 25 degrees 48 minutes West 98.08 feet;

6.    THENCE South 64 degrees 12 minutes East 25.00 feet;

7.    THENCE South 28 degrees 52 minutes 14 seconds West 180.56 feet;

8.    THENCE South 64 degrees 12 minutes East 25.00 feet;

9.    THENCE South 25 degrees 48 minutes West 122.42 feet;

10.   THENCE North 60 degrees 28 minutes 52 seconds West 1037.18 feet;

11.   THENCE North 25 degrees 48 minutes East 231.50 feet;

12. THENCE along the South side of a public lane, South 64 degrees 12 minutes East 100 feet;

13. THENCE North 25 degrees 48 minutes East 265.45 feet to the South line of the lands acquired by the State of New York, known as Map No. 3, Parcel No. 3, acquired for the Hoosick Street Arterial Highway;

14. THENCE along said line South 43 degrees 31 minutes 59 seconds East 40.02 feet to a point of bend;

15. THENCE along said line South 68 degrees 20 minutes 59 seconds East 182.07 feet to a point of bend;

16. THENCE along said line South 75 degrees 24 minutes 59 seconds East 315.40 feet to a point in the South line of Hoosick Street;

17. THENCE along the South line of Hoosick Street, South 64 degrees 52 minutes East 321.28 feet to the point and place of BEGINNING.

Subject to a permanent easement to the State of New York on and over the property hereinafter described for the purpose of constructing slopes and appurtenances thereto as established for and by the construction of the project herein identified, and for the repair and maintenance of such slopes and appurtenances thereto. Also for the purpose of constructing, reconstructing and maintaining thereon a sidewalk, said easement being more particularly described as follows:

BEGINNING at a point on the southerly boundary of existing Hoosick Street, said point being 90 +/- feet distant southerly measured at right angles from Station "Q" 16 + 27 +/- of the hereinafter described survey baseline for the construction of Interstate Route Connection 540-2-1, Hudson River to Hoosick Street Arterial;

                             (Schedule A Continued)

Policy Number:    33 0105 60 000503 (Owners)
Title Number:     9200 105 000745

THENCE through the property of Levin Properties the following two courses and distances:

(1) South 79 degrees 17 minutes 24 seconds East, 170 +/- feet to a point 90 feet distance southerly measured at right angles from Station "Q" 17+97 +/- feet of said baseline; and

(2) North 10 degrees 42 minutes 36 seconds East, 30 +/- feet to a point on the first mentioned southerly boundary of said existing Hoosick Street the last mentioned point being 60 +/- feet distant southerly measured at right angles from Station "Q" 17+97 +/- feet of said baseline;

THENCE westerly along the last mentioned southerly boundary of said existing street 173 +/- feet to the point of BEGINNING, being 2,850 +/- square feet or
0.065 acres more or less.

Reserving, however, to the owner of any right, title or interest in and to the property described above and such owner's successors or assigns the right of using said property and such use shall not be further limited or restricted under this easement beyond that which is necessary to effectuate its purposes for, and as established by, the construction and as so constructed, the maintenance, of the herein identified project.

The above mentioned survey baseline is a portion of the 1977 survey baseline for the construction of Interstate Route Connection 540-2-1, Hudson River to Hoosick Street Arterial shown on a map and plan on file in the Office of the State Department of Transportation and described as follows:

BEGINNING at Station "Q" 15+98.77;

THENCE South 79 degrees 17 minutes 24 seconds East to Station "Q" 23+67.12;

All bearings referred to True North at the 79 degrees 20 seconds Meridian of West Longitude .

================================================================================
                                                     ADDENDUM J - QUALIFICATIONS


                                   ADDENDUM J

                                 QUALIFICATIONS


--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                             CHRISTOPHER L. HARLAND
                           Senior Real Estate Analyst

                      CB Commercial Real Estate Group, Inc.
                        560 Lexington Avenue, 20th Floor
                            New York, New York 10022
                                  (212)207-6102

                                   EDUCATIONAL

Master of Science in Real Estate (MS), Valuation and Analysis Concentration, New York University (The Real Estate Institute), New York, NY

Bachelor of Arts Degree in History (BA), Minor in Governmental/International Affairs, Franklin & Marshall College, Lancaster, PA

Appraisal Institute - New York Metropolitan Chapter, New York, NY Courses 110, 120, 310, 410, 420 and 510

PROFESSIONAL

Appraisal Institute
Associate Member

EMPLOYMENT EXPERIENCE

Six years of Real Estate Appraisal and Consulting experience through the New York Metropolitan area.

Jul 1990-Jan 1991       Doem Appraisals LTD                 Mamaroneck, NY
                        Staff Appraiser
Jan 1991-Dec 1993       McGrath, Basciani & Associates      Briarcliff Manor, NY
                        Staff Appraiser
Jan 1994-Present        CB Commercial Real Estate Group     New York NY
                        Senior Real Estate Analyst

                                QUALIFICATIONS OF

                            MICHAEL R. PECORINO, MAI
                     Senior Vice President, Regional Manager

                      CB Commercial Real Estate Group, Inc.
                        560 Lexington Avenue, 20th Floor
                            New York, New York 10022
                                  (212)207-6102

                                   EDUCATIONAL

Real Estate Appraisal and Analysis, New York University, the Real Estate Institute Bachelor of Arts, Geography, Planning, Urban Studies, State University College of New York at Oneonta

Successfully completed all the necessary courses to qualify for the MAI designation.

                             LICENSES/CERTIFICATIONS

Certified General Real Estate Appraiser: State of New York (46000002055) Certified General Real Estate Appraiser: State of New Jersey (RG-01667) Certified General Real Estate Appraiser: State of Pennsylvania (GA-001096-R) Certified General Real Estate Appraiser: State of Connecticut (0000489) Certified General Real Estate Appraiser: State of Maryland (10569)
Certified General Real Estate Appraiser: State of Massachusetts (3793) Certified General Real Estate Appraiser: State of Maine (CG00001192) Certified General Real Estate Appraiser: State of Vermont (080-0000168) Licensed Real Estate Broker: State of New York

                                  PROFESSIONAL

                               Appraisal Institute

Designated Member (MAI), Certificate No. 7944
Member of the Real Estate Board of New York

                                   EXPERIENCE

14 years of Real Estate Appraisal and Consulting experience throughout the United States specializing in the New York metropolitan area.

1993 - Present    CB Commercial Real Estate Group,
                  Inc., Appraisal                        New York, New York
1983 - 1993       Cushman & Wakefield, Inc.              New York, New York
1982 - 1983       Joseph J. Blake & Associates, Inc.     New York, New York
1981 - 1982       City of New York - Office of
                  Manhattan Planning                     New York, New York
1980 - 1981       City of Jersey City - Office of
                  the Mayor                              Jersey City, New Jersey

Assignments include full and partial interest appraisals of office buildings, air rights, commercial lofts, garden apartments, cooperatives, condominiums, townhouses, shopping centers, industrial facilities, residential and office market studies, portfolio valuations and multi-property assignments.

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                               COMPLETE APPRAISAL

                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                                 KINGSTON PLAZA
                       Third Avenue East of Pierce Street
                             Kingston, Pennsylvania
                              CB File No. 96-093-K


                                    [LOGO]CB
                                   COMMERCIAL

                          Delivering Solutions Through
                           Local Knowledge Worldwide

                               COMPLETE APPRAISAL

                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                                 KINGSTON PLAZA
                       Third Avenue East of Pierce Street
                             Kingston, Pennsylvania
                              CB File No. 96-093-K


                                  DATE OF VALUE

                                  May 15, 1996


                                  PREPARED FOR

                                 MORGAN STANLEY
                              Mortgage Capital Inc.
                                  1585 Broadway
                            New York, New York 10036


                                   PREPARED BY

                      CB COMMERCIAL REAL ESTATE GROUP, INC.
                               APPRAISAL SERVICES
                        560 Lexington Avenue, 16th Floor
                            New York, New York 10022

             [LETTERHEAD OF CB COMMERCIAL REAL ESTATE GROUP, INC.]

June 12, 1996

MORGAN STANLEY
Mortgage Capital Inc.
1585 Broadway
New York, New York   10036

RE:      Appraisal of Shopping Center
         KINGSTON PLAZA
         Third Avenue East of Pierce Street
         Kingston, Pennsylvania
         CB File No. 96-093-K

Dear Ladies and Gentlemen:

At your request and authorization, CB Commercial Real Estate Group, Inc. has prepared a Complete Appraisal presented in a self-contained appraisal report of the current market value of the leased fee estate in the above-referenced real property.

The subject property is a single story community shopping center featuring 64,824 square feet of gross leasable area. The shopping center is anchored by a Price Chopper and is currently 100% occupied. The property is more fully described, legally and physically, within the enclosed report.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

Based on research and analysis contained in this report, it is estimated that the current market value of the leased fee estate in the subject property as of May 15, 1996, is:

                  THREE MILLION THREE HUNDRED THOUSAND DOLLARS
                                  ($3,300,000)

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, and The Financial Institution Reform, Recovery, and Enforcement Act of 1989 (FIRREA). Furthermore, this report has been prepared in conformance with our interpretation of the appropriate regulations and guidelines set forth by Morgan Stanley.

June 12, 1996

It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CB Commercial Real Estate Group, Inc. can be of further service, please do not hesitate to contact us.

Respectfully Submitted,

CB COMMERCIAL REAL ESTATE GROUP, INC.
APPRAISAL SERVICES

by:

/s/ Dimitri M. Teddone               /s/ Michael R. Pecorino
-------------------------------      -------------------------------
Dimitri M. Teddone, MAI              Michael R. Pecorino, MAI
Assistant Vice President             Senior Vice President
Senior Real Estate Analyst           Northeast Regional Manager
                                     Pennsylvania Certification No. GA-001096-R

================================================================================
                                                 CERTIFICATION OF THE APPRAISERS
--------------------------------------------------------------------------------

                         CERTIFICATION OF THE APPRAISERS

We certify that to the best of our knowledge and belief:

      1. The statements of fact contained in this report are true and correct.

      2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

      3. We have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

      4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, such as the approval of a loan.

      5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. In addition, this report conforms to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act (FIRREA).

      6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

      7. Dimitri M. Teddone and Michael R. Pecorino have completed the requirements of the continuing education program of the Appraisal Institute.

      8. The property was personally inspected by Dimitri M. Teddone, MAI, but was not inspected by Michael R. Pecorino, MAI.

      9. No other person provided professional assistance to the persons signing this report.

      10. The undersigned appraisers have extensive experience in the appraisal/review of similar property types.


/s/ Dimitri M. Teddone               /s/ Michael R. Pecorino
-------------------------------      -------------------------------
Dimitri M. Teddone, MAI              Michael R. Pecorino, MAI
Assistant Vice President             Senior Vice President
Senior Real Estate Analyst           Northeast Regional Manager
                                     Pennsylvania Certification No. GA-001096-R



--------------------------------------------------------------------------------

================================================================================
                                                             SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]


             FRONT VIEW OF THE SUBJECT PROPERTY FACING PRICE CHOPPER



                                [GRAPHIC OMITTED]


                       SITE ACCESS OF THE SUBJECT PROPERTY


--------------------------------------------------------------------------------

================================================================================
                                                        SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

                            SUMMARY OF SALIENT FACTS

Property Name:                            Kingston Plaza

Location:                                 Third Avenue East of Pierce Street,
                                          Kingston, Pennsylvania

Assessor's Parcel Number:                 Section H9NE2, Block B-04C, Lot 002

Property Description: The subject property is a single story community shopping center featuring 64,824 square feet of gross leasable area. The improvements are situated on a 598,514 square foot lot (13.74 acres). Construction features include a concrete and steel frame and brick and split-faced block exterior walls.

Highest and Best Use

As Though Vacant:                         Land banking until such time that
                                          retail development  becomes
                                          financially feasible

As Improved:                              Continued use as a shopping center

Property Rights Appraised:                Leased Fee

Date of Value:                            May 15, 1996

Land Area                                 598,514 Square Feet (13.74 acres)

Improvements

Building Area:

    Gross Leasable Area:                  64,824 SF

Year Built:                               1982

Condition:                                Average

Estimated Marketing Time:                 12 months or less


--------------------------------------------------------------------------------

================================================================================
                                                        SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

Financial Indicators

Current Occupancy:                        100% Leased / 100% Occupied

Stabilized Occupancy:                     97%

Market Rental Rate:                       $ 6.00 P.S.F.
                                          Anchor
                                          $ 7.50 P.S.F. Satellite

Income Growth Rate:                       3.0%

Estimated Stabilized Expenses:            $ 2.12 P.S.F.

Expense Growth Rate:                      3.0%

Going-In Overall Capitalization Rate
 Selected:                                10.50%

Going-In Overall Capitalization Rate
 Implied:                                 11.08%

Terminal Overall Capitalization Rate:     11.00%

Discount Rate:                            12.50%


Valuation

Land Value:                               N/A

Cost Approach:                            N/A

Sales Comparison Approach:                $ 3,400,000

Income Capitalization Approach:           $ 3,300,000

Final Value

Conclusion:                               $ 3,300,000

Per Square Foot:                          $ 50.91/SF

--------------------------------------------------------------------------------

================================================================================
                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

CERTIFICATION OF THE APPRAISERS...............................................i

SUBJECT PHOTOGRAPHS..........................................................ii

SUMMARY OF SALIENT FACTS....................................................iii

TABLE OF CONTENTS.............................................................v

INTRODUCTION..................................................................1

AREA ANALYSIS.................................................................7

MARKET ANALYSIS..............................................................15

SITE ANALYSIS................................................................20

IMPROVEMENT ANALYSIS.........................................................22

ZONING.......................................................................25

TAX AND ASSESSMENT DATA......................................................26

HIGHEST AND BEST USE.........................................................27

APPRAISAL METHODOLOGY........................................................30

SALES COMPARISON APPROACH....................................................32

INCOME CAPITALIZATION APPROACH...............................................38

RECONCILIATION OF VALUE......................................................61

ASSUMPTIONS AND LIMITING CONDITIONS..........................................63

ADDENDA......................................................................67
     A........................................................Glossary Of Terms
     B...................................................Additional Photographs
     C................................................Improved Comparable Sales
     D.......................................................Rental Comparables
     E..........................................Strategic Mapping, Inc. Reports
     F................................................................Rent Roll
     G.........................................................PRO-JECT Reports
     H........................................................Engagement Letter
     I...........................................................Qualifications

--------------------------------------------------------------------------------

                                  INTRODUCTION

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

                                  INTRODUCTION

PROPERTY IDENTIFICATION

The subject is located on the south side of Third Avenue east of Pierce Street in the Borough of Kingston, Pennsylvania. The city assessor's tax identification number is as Section H9NE2, Block B-04C, Lot 002. A full metes and bounds legal description is included in the Addenda.

OWNERSHIP AND PROPERTY HISTORY

The subject is currently owned by Mark Centers Limited Partnership. The subject has not sold in the last three years and to the best of our knowledge there is no known current listing, option, or agreement of sale of the subject.

DATES OF INSPECTION AND VALUATION

The site was last inspected by Dimitri M. Teddone, MAI on May 15, 1996. Michael
R. Pecorino, MAI did not inspect the subject or the comparables employed but reviewed this report and concurs with the conclusions. The date of the market value is the date of inspection, May 15, 1996.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the current market value of the leased fee estate in the subject property in it's "As Is" condition. Market value is defined as follows:

      Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;
      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;
      3.    A reasonable time is allowed for exposure in the open market;
      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

TERMS AND DEFINITIONS

Please refer to the Addenda for a Glossary of the Terms and Definitions that are, and may be used in this appraisal.

INTENDED USE OF REPORT

This appraisal is for mortgage underwriting purposes.

PROPERTY RIGHTS APPRAISED

The value estimated represents the leased fee estate.

APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The following steps were completed by CB Commercial for this assignment:

      1.    Analyzed regional, city, neighborhood, site, and improvement data.
      2.    Inspected the subject and the neighborhood.
      3. Reviewed data regarding taxes, zoning, utilities, easements, and city services.
      4. Considered comparable improved sales, comparable improved building rental information, and comparable site sales. Data was confirmed with principals, managers, or real estate agents representing principals, unless otherwise noted.
      5. Analyzed the data to arrive at conclusions via each approach to value used in this report.
      6. Reconciled the results of each approach to value employed into a probable range of market data and finally an estimate of value for the subject, as defined herein.
      7. Estimated a reasonable exposure time associated with the value estimate.

The subject site and improvement descriptions are based on a personal inspection of the property, discussions with representatives of the subject property, and/or a review of relevant plat maps and leasing plans. The inspection is not a substitute for thorough engineering studies.

----------
(1) The definition of market value is taken from: The Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, ss.34.42(f), August 24, 1966. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

To develop the opinion of value, CB Commercial performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice. This means that no departures from Standard 1 were invoked.

This is a complete appraisal, in the form of a Self-Contained Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Standards of Professional Appraisal Practice. The definitions of Complete Appraisal and Self-Contained Report are found in the Glossary of Terms and Definitions. In a complete appraisal, CB Commercial uses all known applicable approaches to value. The value conclusion reflects all known information about the subject property, market conditions, and available data.

The Self-Contained Report incorporates to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. It also includes thorough descriptions of the subject property and the market for the subject property type. All data considered significant that was requested for this assignment was received by CB Commercial Real Estate Group, Inc. Appraisal Services.

SPECIAL APPRAISAL INSTRUCTIONS

There were no special appraisal instructions.

MARKETING PERIOD

The marketing period section is divided into reasonable exposure time and reasonable marketing time. Exposure time differs from marketing time. Marketing time is the period required to sell a real property interest at market value during the period immediately after the effective date of the appraisal. Exposure time is always presumed to precede the effective date of the appraisal.

Exposure time is not intended to be a prediction of a date of sale or a one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

      o     statistical information about days on the market
      o     information gathered through sales verification
      o     interviews of market participants.

The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions.

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

Reasonable Exposure Time

Exposure time is always presumed to precede the effective date of the appraisal. It is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but adequate, sufficient, and reasonable marketing effort. Exposure time and appraisal conclusion of value are therefore interrelated.

Exposure time is often expressed as a range and is based on direct and indirect market data gathered during the market analysis, sales verifications, interviews with market participants, and other appropriate sources. The amount of time which a property will require to be marketed varies greatly depending on a number of factors including market conditions, listing price, terms of sale offered, and competitive listing inventory.

In addition to considering each of the factors noted above, CB Commercial considered:

      o exposure periods of comparable sales revealed during the course of this appraisal,
      o     the most recent CB Commercial National Investor Survey, and
      o the opinions of local knowledgeable real estate brokers and investors.

Market Conditions

Throughout the Scranton--Wilkes-Barre--Hazlet metropolitan area, market conditions for most property types have been generally weak during the past three to four years. The value of most investment grade property types has decreased due to a number of factors. The lack of demand for investment properties and the inability of owners to make mortgage payments resulted in numerous foreclosures, or properties deeded back in lieu of foreclosure. Increased listing inventory has had a substantial downward influence on property values and the exposure time necessary to generate sales. Only recently, due to the competitive pricing in the market and improving economic conditions, has the number of transactions and active investors increased. These current market conditions illustrate how exposure time is correlated with listing inventory, competitive pricing structures, and marketing efforts.

CB Commercial National Investor Survey

In the most recent issue of the CB Commercial National Investor Survey, published in the Third Quarter 1995, CB Commercial surveyed a wide range of investors for property type preferences and specific marketing times. Respondents showed a clear preference for apartments, suburban offices, warehouse/distribution, community shopping centers, neighborhood shopping centers, power centers, urban offices, and business parks. Investors indicated that exposure

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

requirements for investment property have changed little from the previous survey, now an average of approximately 8.5 months for the subject property type.

Real Estate Broker Surveys

As a second information source, appraisers solicited the opinions of real estate brokers knowledgeable in the subject market and property type. While the majority of individuals surveyed were reluctant to predict an exact exposure time length for retail property in general, they generally estimated an approximate range between 6 and 12 months. All assumed that property would be appropriately priced and marketed. When asked about the subject property specifically, the consensus of opinion was that the subject would receive average to above average recognition in the marketplace under a reasonable plan for pricing and promotion.

Exposure Time Conclusion

In conclusion, based on the foregoing analysis, an exposure time of between 6 and 12 months is reasonable, defensible, and appropriate. Like the brokers surveyed, CB Commercial assumes that the subject property would have been competitively priced and aggressively promoted regionally.

Reasonable Marketing Time

Reasonable marketing time is the period a prospective investor would forecast to sell the subject property immediately after the date of value, at the value estimated. Anticipated marketing time is essentially a measure of the perceived level of risk associated with the marketability, or liquidity, of the subject as an investment grade property. The sources for this information include those used in estimating the reasonable exposure time, but also an analysis of the anticipated changes in market conditions following the date of appraisal. In other words, the reasonable marketing time is the number of months it will require to sell the subject property from the date of value, into the future.

The reader must understand, however, that the future price for the subject property (at the end of the marketing time) may or may not equal the appraisal estimate. The future price depends on unpredictable changes in the physical real estate, demographic and economic trends, real estate markets in general, supply/demand characteristics for the property type, and many other factors.

Based on the premise that present market conditions are the best indicators of future performance in the short-term and under stable market conditions, a prudent investor will forecast that, under the conditions described above, the subject property will require a marketing time of 6 to 12 months.

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================================================================================
                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------

================================================================================
                                REGIONAL AREA MAP
--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

--------------------------------------------------------------------------------

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

                                  AREA ANALYSIS

The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property.

A regional map indicating the location of the subject is presented on the previous page.

REGIONAL INFLUENCES

Location

The subject is located in the community of Kingston within Luzerne County, located in the northeastern portion of the state of Pennsylvania. Luzerne County is part of the Scranton--Wilkes-Barre--Hazlet MSA and is adjacent to the west by Columbia County, to the east by Lackawanna and Monroe Counties, to the south by Carbon and Schuylkill Counties, and to the north by Wyoming County. A regional map indicating the location of the subject is presented on the previous page.

Population

The 1995 population within the Scranton--Wilkes-Barre--Hazlet MSA was estimated by Strategic Mapping, Inc. to be 637,743. This indicates a decrease of 723, or 0.11% from the April 1, 1990 federal census. The MSA's population is expected to increase slightly to approximately 637,923 by the year 2000, or a 0.03% increase.

Demographic statistics for the Scranton--Wilkes-Barre--Hazlet MSA are summarized in the following table.

--------------------------------------------------------------------------------

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------


=============================================================================
                         SELECTED AREA DEMOGRAPHICS
                   THE SCRANTON--WILKES-BARRE--HAZLET MSA
-----------------------------------------------------------------------------
 Population
        1995 Estimate                                      637,743
        1990 Census                                        638,466
        1990-1995 % Change                                  -0.11%
 Households
        1995 Estimate                                      247,194
        1990 Census                                        246,491
        1990-1995 % Change                                   0.29%
 1995 Median Household Income                             $ 28,672
 1995 Average Household Income                            $ 36,957
 1990 Average Home Value                                  $ 71,131
 1990 % College Graduates                                     8.5%
-----------------------------------------------------------------------------
Source: Strategic Mapping, Inc.
Compiled by:  CB Commercial Real Estate Group, Inc.
=============================================================================

Households

Similar to the population level within the Scranton--Wilkes-Barre--Hazlet MSA, the number of households has grown in recent years and is projected to increase over the next five years. Between 1990 and 1995, household growth in the Scranton--Wilkes-Barre--Hazlet MSA was 0.29%. Projections for the year 2000 indicate a mature and stable area with the number of households increasing by 0.56%. While experiencing a significant decline between 1980 and 1990, the average household size did not change significantly in 1995 (2.49) and is expected to remain fairly stable over the next five years. In the Scranton--Wilkes-Barre--Hazlet MSA, the average household size declined from
2.70 in 1980 to 2.50 in 1990. It is projected to decline slightly to 2.48 in the year 2000.

Income

As per data compiled by the Strategic Mapping, Inc., the 1995 median household income in the Scranton--Wilkes-Barre--Hazlet MSA was $28,672. The median household income increased considerably between the 1980 and 1990 census by approximately 5.49% annually. In 1980 the median household income was $14,203, which increased by 70.6% to $24,232 in 1990. The 1995 estimate indicates that growth in the median household income has slowed to only 3.4% per annum from 1990 to 1995. Income growth is projected to increase at an average annual rate of 3.3% between 1995 and the year 2000.

--------------------------------------------------------------------------------

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

Employment

The total civilian labor force for the Scranton--Wilkes-Barre--Hazlet MSA was 337,200 in April, 1996 with corresponding employment of 312,922 indicating an April, 1996 unemployment rate of 7.2%. The following table compares the unemployment rate for the area to that of the state and national average.

===============================================================================
                               UNEMPLOYMENT RATES
                       COMPARISON BY MSA, STATE, AND U.S.
-------------------------------------------------------------------------------
    Year    Scranton--Wilkes-Barre--Hazlet           Pennsylvania        U.S.
                          MSA
    1995                 7.0%                            5.9%            5.7%
    1994                 7.2%                            6.2%            6.1%
    1993                 8.0%                            7.1%            6.8%
    1992                 8.8%                            7.6%            7.4%
-------------------------------------------------------------------------------
Source: Pennsylvania Department of Labor and Employment Security, Bureau of Labor Market Information
Compiled by: CB Commercial Real Estate Group, Inc.
===============================================================================

Most of the employment is in the services (34%) and Manufacturing (19%), followed by retail trade industries (13%), similar to the State of Pennsylvania averages. The major employers in the area are as follows:

===============================================================================
             SCRANTON--WILKES-BARRE--HAZLET MSA MAJOR AREA EMPLOYERS
-------------------------------------------------------------------------------
 Company                                 Business            No. Employees
-------------------------------------------------------------------------------
 WEA Manufacturing                     Records & CD's              2,800
 Commonwealth of Pennsylvania            Government                2,096
 Community Medical Center                 Hospital                 1,800
 Lackawanna County                       Government                1,550
 Mercy Hospital                           Hospital                 1,500
 Technaglass                             TV Screens                1,450
 Allied Services                  Rehabilitation Healthcare        1,400
 Thompson Consumer Electronics          Picture Tubes              1,275
 University of Scranton                   Education                1,185
 U.S. Government                         Government                1,094
-------------------------------------------------------------------------------
Source: Lackawanna County Chamber of Commerce
Compiled by: CB Commercial Real Estate Group, Inc.
===============================================================================

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================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

Transportation

The Interstate highways serving Lackawanna County include Interstate 81, 84 and
380. Interstate 81 connects Canada to the north to all points south to Florida. Interstate 84 connects parts of New York and Connecticut to the east to points west and terminates at the I-81/I-84 interchange in Dunmore, Pennsylvania. Interstate 380 runs from the I-380/I-84 interchange in Dunmore south to the I-380/I-80 interchange in Crescent Lake, Pennsylvania. Other significant arterials include U.S. 9 which runs through the central portion of the county and S.R. 11 which runs through the central area as well as Kingston.

The major airports serving the Luzerne County area are the Wilkes Barre Scranton International Airport and the Wilkes Barre Wyoming Valley Airport. The Wilkes Barre Scranton International Airport is approximately 10 miles southwest of downtown Scranton while the Wilkes Barre Wyoming Valley Airport is 7 miles north of downtown Wilkes Barre. Both airports provide for private and corporate flights as well as cargo shipments. The Luzerne County area is also served by several railroads including Amtrak.

Conclusion and Relevance to the Subject Property

The long term outlook for the Scranton--Wilkes-Barre--Hazlet MSA is considered good. The strategic location between major cities in all directions combined with the convergence of three major arterials are primary factors in the anticipated favorable future of the area.

Population projections indicate a stabilization for the Scranton--Wilkes-Barre--Hazlet MSA in the short- and long-term. The affordability and relative ease of obtaining housing within the Scranton--Wilkes-Barre--Hazlet MSA is a key factor for future growth. The vast amount of available land, as well as the large number of existing developments are seen as supportive of the long term growth prospects within this area. Transportation modes are considered excellent as are public utilities and services. Therefore, it would appear that the area will be suitable for additional growth in the future which should be favorable for the subject property in the long run. The overall projection for the Scranton--Wilkes-Barre--Hazlet MSA appears stable.

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================================================================================
                                                                   AREA ANALYSIS
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NEIGHBORHOOD INFLUENCES

Location

The subject is located on the south side of Third Avenue east of Pierce Street, approximately four miles northwest of downtown Wilkes-Barre. The boundaries for the subject neighborhood are considered to be:

    North:     Boroughs of Pringle and Luzerne
    South:     Susquehanna River
    West:      Borough of Edwardsville
    East:      Forty Fort Borough

A neighborhood map indicating the location of the subject is presented no the following page.

Land Use

Land use in the neighborhood consists of a mixture of service retail and residential development. Development in the immediate vicinity of the subject consists of office and retail uses. The subject serves as the only major retail development within a one-quarter mile radius. Other uses within this radius include several converted homes to commercial office/retail, gasoline and automotive service stations, and fast food restaurants. The immediate area is approximately 80+ percent developed. The majority of commercial uses are currently located along the Route 11 corridor which is a few blocks north of the subject's immediate area.

Access

Accessibility to the neighborhood in general, and to the subject property in particular, is considered to be good. Access to Interstates 81, 84, and 380 is available via the Route 309-Interstate 81 interchange (Exit 47) located approximately three miles southeast of the subject. The subject neighborhood also features a good network of secondary roadways which further enhance accessibility.

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                                                                   AREA ANALYSIS
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                                NEIGHBORHOOD MAP
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                                [GRAPHIC OMITTED]

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Compiled by:  CB Commercial Real Estate Group, Inc.
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                                                                   AREA ANALYSIS
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Demographics

Selected Neighborhood demographics in a one, three, and five mile radius from the subject are shown in the following table:

===========================================================================
                       SELECTED NEIGHBORHOOD DEMOGRAPHICS
---------------------------------------------------------------------------
                                   1 mile       3 mile         5 mile
---------------------------------------------------------------------------
 Population
        1995 Estimate               16,363      100,141         137,234
        1990 Census                 16,903      103,276         140,339
        1990-1995 % Change           -3.2%        -3.0%           -2.2%
 Households
        1995 Estimate                6,497       41,413          56,233
        1990 Census                  6,688       42,523          57,201
        1990-1995 % Change           -2.9%        -2.6%           -1.7%
 1995 Median Household Income      $28,284      $25,453         $26,004
 1995 Average Household Income     $40,971      $33,006         $33,860
 1990 Average Home Value           $82,609      $59,942         $62,405
 Median Age Total Population          38.7         39.0            39.3
 1990 % College Graduates            13.0%         9.0%            8.6%
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Source:  Conquest Market Data
Compiled by:  CB Commercial Real Estate Group, Inc.
===========================================================================


The subject property benefits from a location along a moderately-trafficked commercial corridor with no immediate competition as well as stable demographic characteristics. The population and households have decreased within the one, three and five mile radii. Projections for the year 2000 indicate similar patterns. While the population and households have been decreasing overall, income levels have edged upward approximately 3.5 percent per annum since 1990 within all three radii, similar to the inflation rate. Demographic characteristics appear to be strongest within a three mile radius. The five mile radius extends closer to the City of Wilkes-Barre which appears to be stabilizing economically slower than the Borough of Kingston. General characteristics are fairly similar throughout all three radii.

Growth and Trends

Due to demographic characteristics as well as economic conditions as discussed above, there has not been any retail development in Kingston in recent years. Furthermore, we are not aware of any proposed shopping centers within the Borough of Kingston in upcoming years. The immediate neighborhood has not experienced significant retail development in the recent past.

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                                                                   AREA ANALYSIS
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Conclusion and Relevance to the Subject Property

The subject property is situated in an area consisting primarily of retail, commercial and residential uses. The area features good accessibility to the local transportation system and throughout the city and metropolitan area. Currently, the subject's neighborhood is in the stabilization stage of its life cycle, a period of neither significant growth nor decline. While the area is mostly developed, some potential exists for future development whether through construction on the few remaining vacant lots or renovation of existing improvements. We do not expect the character of the neighborhood to change in the near future.

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                                                                 MARKET ANALYSIS
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                                 MARKET ANALYSIS

Retail Overview

The retail market in Kingston has witnessed limited growth over the past few years as a result of the economic troubles the region has experienced. We are not aware of any proposed shopping centers within the Borough of Kingston in upcoming years. The immediate neighborhood has not experienced significant retail development in the recent past.

According to Strategic Mapping, Inc., total retail development within a one mile radius of the subject property consists of approximately 678,000 square feet. Furthermore, retail development within the three and five mile radii account for
4.090 and 5.612 million square feet, respectively.

Local Retail Market

In order to project future performance of the retail space in the subject property consideration has been given to various market components that affect the supply and demand for this type of real estate property.
Specifically we have:

      o Inspected the site and surrounding areas for the purpose of familiarizing ourselves with all the locational and environmental factors. In this regard, we have directed our attention to the physical qualities of the site, access and circulation, surrounding uses, and relationship to sources of market support.

      o Reviewed the principal economic growth trends in the area in industry, population and employment. Our intention was to identify the degree of underlying support for existing improvements and future growth.

      o Analyzed existing and foreseeable market conditions for retail properties in the area.

      o Analyzed demographics of the subject property's trade area as well identified competition in order to assess, the subject property's current as well as future position in the market.

Trade Area

The trade area of a shopping center is defined as the geographic area from which the sustaining patronage for steady support of a center is obtained. Determination of the boundaries is contingent upon various factors including but not limited to the nature of the center, accessibility, physical barriers, location of competing facilities, and limitations of driving time and distance.

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                                                                 MARKET ANALYSIS
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The subject's general trade area is considered to be that which encompasses a five mile radius of the subject center. We broke this down further to include a one-mile ring (primary), a three-mile ring (secondary) and a five-mile ring (tertiary).

Definition Of The Trade Area

The primary ingredients for success in these types of projects include the nature of the competition, population density, income levels, and disposable income. The actual size of the population needed to support this type of project cannot be fixed due to the complexities of the above factors, as well as changing methods of merchandising. Local conditions, such as number of households, income levels, and existing centers within the trade area can have the most dramatic impact upon any given project since these factors are what determine the purchasing power in an area. An additional ingredient leading to the success of a shopping center would be the tenant mix and characteristics of the leading tenants which attract shoppers to the project.

We have analyzed demographic data, competition, income levels for the subject trade area in the following sections. The demographic profiles of the primary, secondary and tertiary trade areas are presented in the Neighborhood Influences section of the report. Additional demographic information is contained within the Strategic Mapping, Inc. Profile Report located within the Addenda.

Population

The sales potential of a center is directly related to its proximity to the number of potential patrons. The historical and projected trends for population are important to examine when analyzing the trade area of a shopping center.

The historical population trends for the subject's trade areas indicate a decrease in population between 1980 and 1995 followed by a further decrease projected from 1995 to the year 2000. In the primary trade area the population decreased by 6.3% between 1980 and 1990 to 16,903 and then witnessed a decrease to 16,363 in 1995. Population projections indicate a further decrease to 15,915 between 1995 and the year 2000. Both the secondary and tertiary trade areas witnessed a similar pattern and future trend in population in these areas.

In order to further analyze the population change, we have examined the distribution of the population by age. When analyzing the population distribution by age, it should indicate in what age groups the population shifts are projected to take place. This is important to distinguish if it will have a great impact on the retail sales of the subject center. Shifts in the age groups under

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                                                                 MARKET ANALYSIS
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24 years of age will affect the subject, however, less drastically than changes in the subject's core market approximately between the ages of 25 and 54.

As illustrated in the Profile Report located in the Addenda, a large percentage of the population in all three trade areas are in the age groups from 25 - 54. Estimated figures for 1995 indicated that the median age was slightly higher than the 1990 census in all three trade areas ranging from 38.7 to 39.3. Overall, the diversification among age groups is very common among other retail trade areas.

Household Trends

When analyzing the demographics for a retail center, it is most important to focus on the trends in the household population. A household consists of one or more persons occupying a dwelling unit. A family would be considered a household unit, however single persons living alone or two or more unmarried persons sharing a dwelling are also considered a household unit. The household unit is perhaps the best indicator in determining the economic health of a trade area. One of the important components which bonds a household together is it's economic strength as a unit as compared to the economic viability of an individual; single person households not withstanding. If the population is slightly decreasing and yet the number of households is increasing, this would not necessarily be a negative indicator. This would imply that the average household size was shrinking. Each household has demand for goods that likely is not duplicated with a larger household size. This demand is duplicated however in the number of households.

Similar to population figures, the number of households in the trade area decreased between 1980 and 1990. Subsequently, the number of households decreased between 1990 and 1995 though at an accelerated pace in comparison to the decline witnessed in the previous decade. The number of households are projected to decrease further in all three trade areas in upcoming years.

Household Income

The median household income in the subject's trade areas increased annually at an average rate of 3.4% from 1990 to 1995. Thus, the household incomes in the area grew at a pace slightly below inflation during this period. The projected annual income growth rates between 1995 and the year 2000 are approximately 3.3%, again below the projected rate of inflation. Overall, household income levels varied slightly between the three trade areas. The median household income levels ranged from $25,453 to $28,284 in 1995 with the primary trade area representing the upper end of the range.

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                                                                 MARKET ANALYSIS
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Employment

The income characteristics of the trade areas for the subject property indicate that this is a predominately white collar market. The primary trade area had the highest percent in white collar employment at 65.8% while the tertiary trade area had the lowest at 55.6%. Blue collar employment percentages in the primary, secondary and tertiary trade areas were 20.6%, 27.6% and 29.0%, respectively. The remaining percentages were in special services categories.

The 1990 Census information indicates that the unemployment rates ranged from a low of 4.1% in the primary trade area to a high of 6.4% in the secondary and tertiary trade areas. As discussed in the Location Analysis, the most recent unemployment rate in the Scranton--Wilkes-Barre--Hazlet MSA was 7.2% which indicates an overall decrease in employment from the 1990 Census. We feel the subject market will witness modest employment growth in upcoming years and a declining unemployment rate.

Expenditure Potential

The Expenditure Potential charts located in the Addenda outline Strategic Mapping, Inc. retail sales projections for the subject trade area. The highest sales growth in the primary trade area appears to be for electronics, drug, and video stores. These three categories also represent high growth in the secondary and tertiary trade areas. The average growth rate for retail sales in the trade area is projected at 0.97% in the primary trade area, 1.01% in the secondary trade area and 1.18% in the tertiary trade area.

Strategic Mapping, Inc. examines the product potential for various store types for each portion of the subject trade area. Based on statistical sampling, Strategic Mapping has derived a benchmark per household expenditures for each store type. Comparing the figures in the trade area to the benchmark figure, it is apparent that those individuals in the subject trade area are much more likely to spend on items in drugs, groceries, and convenience stores.

The Strategic Mapping Expenditure Potential Index is defined as follows, 'An index which shows the amount by which an area per household expenditures, differed from that of the benchmark.' The benchmark is defined as the average or common expenditure among households for a larger region. Values below 100 signify that this area is below the benchmark per household expenditures and correspondingly values above 100 indicate a higher than average expenditure per household. The overall Expenditure Index for the primary area is 95.1, while the benchmark indices for the secondary and tertiary trade areas are 90.0 and 90.9, respectively. In conclusion, the expenditure indices for the subject trade areas indicate that the trade area populations spend less than the benchmark household on retail goods. The area generates retail sales based on the existing population as well as the increasing income potential.

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                                                                 MARKET ANALYSIS
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Market Indicators

The subject center contains 8 tenant suites ranging in size from approximately 1,000 to 45,000 square feet. Discussions with local leasing agents reveal that typical satellite space rents in the area generally range from $5.50/SF to $15.48/SF depending upon the physical and locational characteristics of the space and $5.77/SF to $10.05/SF for anchor space depending upon the same criteria. Percentage rent clauses tend to be uncommon for satellite tenants. Retail leases are typically structured on an absolute net basis with flat rents over the term. Based upon discussions with brokers and managing agents in the area as well as our observations during our inspection, competing centers in the subject's market area have vacancy rates which generally fall within the 0.0% to 7.0% range with an average vacancy rate of approximately 4.0%. The subject center is currently 100% occupied.

Summary

Although future projections indicate continued decreases in the population and households in all three trade areas from 1980 through 1995, the trade areas exhibit increased spending potential over the same period. However, income levels appear to be increasing at rates slightly below projected inflationary rates which is common during periods of economic recovery. Overall, the subject trade areas reflect average retail characteristics. Due in part to a lack of competition in the immediate area, we conclude that the trade area represents a viable retail market.

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                              PROPERTY DESCRIPTION

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                                                                   SITE ANALYSIS
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                                  SITE ANALYSIS

The description of the site can be detailed as follows:

      Location:                     The subject is located at the south side of
                                    Third Avenue, approximately four miles
                                    northwest of downtown Wilkes-Barre,
                                    Pennsylvania. Ingress and egress to the
                                    subject are available via curb cuts from Third Avenue

      Assessor's Parcel Number:     Section H9NE2, Block B-04C, Lot 002

      Land Area(2)                  The subject site contains 13.74 acre or
                                    598,514 square feet. The subject site has approximately 5.0 acres of excess developable land. Note, however, that this portion of the site is towards the rear of the center and has poor visibility.

      Shape and Frontage:           The site is irregular in shape featuring
                                    416.87 linear feet of frontage on the south side of Third Avenue.

      Topography and Drainage:      The site is level at grade. Our
                                    investigation did not reveal any significant drainage problems.

      Soils: No soil report was provided and it is assumed that the soil is adequate for the existing use.

      Easements:                    No title report was provided in connection
                                    with this appraisal. A survey showing the location of a 50-foot-wide utility easement was available and submitted to us. As a result, it appears that the location of the easement would not have any negative impacts on value of the subject. For the purpose of this analysis, it is specifically assumed that any easements, restrictions, or encroachments that might appear against the title would have no adverse impact on marketability or value.

      Covenants, Conditions, and    No private deeds or restricting covenants
      Restrictions:                 affecting development, other than
                                    zoning, were found to affect the site.

      Utilities:                    All public utilities including gas,
                                    electricity and telephone as well as water, storm and sanitary sewer systems.

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(2) Source: Kingston Tax Assessor's Office

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                                                                   SITE ANALYSIS
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      Flood Zone:                   According to maps published by the Federal
                                    Emergency Management Agency (FEMA), the
                                    subject lies within Zone B, as indicated on FEMA Community Map Panel 420612A H&I01, dated June 1, 1977.

      Environmental Issues:         The value estimate rendered in this report
                                    is predicated on the assumption that there is no hazardous material on or in the property causing a loss in value. No evidence of hazardous waste or toxic materials was visible and CB Commercial has no knowledge of the existence of these substances on or in the subject property.
                                    However, CB Commercial is not qualified to detect hazardous waste or toxic materials.

      Adjacent Properties

      North:                        "End Zone" skating and dance pavilion

      South:                        Vacant land

      East:                         Kingston Manor Retirement Home

      West:                         Residential apartments

      Conclusion:                   The subject is a 13.74-acre site on a paved
                                    street served by necessary utilities. Access and visibility are considered to be average.
                                    There are no adverse soil conditions of
                                    which CB Commercial Real Estate Group, Inc.
                                    is aware. The shape of the parcel is
                                    irregular and results in no specific
                                    limitation. The topography is level and
                                    possesses no specific development
                                    limitation. As previously mentioned, the subject has approximately 5.0 acres of excess developable land, however, located towards the rear of the center with poor access and visibility. From a physical standpoint, the site is considered to be adequate for many types of development.


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                                                            IMPROVEMENT ANALYSIS
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                              IMPROVEMENT ANALYSIS

The subject improvements were constructed in 1982 and anchored by a Price Chopper supermarket. The improvements consist of a single-story community shopping center containing 64,824 square feet of gross leasable area. The shopping center contains 8 tenant suites. The following is a description of the improvements based on our physical inspection, municipal records and from discussions with and materials provided by the client. The basic construction features are summarized as follows.

Construction Class                        The class of construction is the
                                          basic subdivision in Marshall
                                          Valuation Service which divides all
                                          buildings into five basic groups by
                                          type of framing (supporting columns
                                          and beams), walls, floors, roof
                                          structure, and fireproofing. The
                                          subject is considered to be of
                                          construction Class B(3).

Competitive Rating                        The subject is considered a
                                          Class B building in terms of quality
                                          as it is perceived in the marketplace.

Foundation                                Poured concrete

Frame                                     Concrete block over a steel frame

Floor Construction                        Concrete slab

Exterior Walls                            Load-bearing concrete block over a
                                          steel frame with split-faced block.

Fenestration                              Aluminum framed glass windows and
                                          double-paned glass front doorways.

Roof Structure & Covering                 Flat, presumably built-up
                                          composition covering over steel deck
                                          with steel bar joist supports. We
                                          were unable to inspect the roof and
                                          assume the roof is in average
                                          overall condition.

Exterior Condition                        Average

Interior Partition System                 Metal studs with gypsum board cover.

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(3) The primary characteristic of Class B Buildings is the reinforced concrete frame in which the columns and beams can be either formed or precast concrete. They may be mechanically stressed, and the structure is fire resistant.

(Source: Marshall Valuation Service)

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                                                            IMPROVEMENT ANALYSIS
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Interior Finishes - Tenant Space
                                          Floors:   Combination of vinyl tile
                                                    and carpet.

                                          Walls:    Painted or covered gypsum
                                                    board.

                                          Ceilings: Suspended acoustic tiles.

                                          Lighting: Recessed florescent
                                                    lighting.

                                          Summary:  The interiors of the subject
                                                    are considered to be of
                                                    average to good quality and
                                                    similar to competitors.

HVAC Heating and ventilation is provided to the majority of the tenant suites by roof-mounted HVAC units. Each of these units pump the hot air throughout its suite via sheet metal air duct work hidden above the dropped ceiling. Air conditioning is supplied by the same system utilizing the duct work and supplying cool air during the summer months. The HVAC system is a gas-fired forced air system.

Electrical                                The electrical system is assumed to be
                                          in good working order and adequate for
                                          the building.

Fire Protection                           It is assumed that the subject has
                                          adequate fire alarm systems, fire
                                          exits, fire extinguishers, fire
                                          escapes and/or other fire protection
                                          measures to meet local fire marshall
                                          requirements.

Plumbing                                  The plumbing system is assumed to be
                                          in good operating condition.

Parking                                   Surface parking is provided for 422+
                                          vehicles.

Landscaping                               Landscaping on the subject property is
                                          minimal which is typical within the
                                          subject neighborhood.

ADA Compliance                            Handicap access appears to be
                                          available to all areas of the center.
                                          However, we are not qualified to
                                          determine compliance with the
                                          requirements. Please refer to the
                                          specific limiting condition regarding
                                          ADA compliance.

Environmental Issues                      The value estimate rendered in this
                                          report is predicated on the assumption
                                          that there is no hazardous material on
                                          or in the improvements which would
                                          cause a loss in value.

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                                                            IMPROVEMENT ANALYSIS
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Functional Quality of Space               The interior floor plans are flexible
                                          and will accommodate a variety of
                                          tenant layouts. There are no observed
                                          design problems and none are reported
                                          by management. Access to the tenant
                                          suites is available at the front and
                                          rear of the center. There are no
                                          elevators within the center.

Deferred Maintenance                      No deferred maintenance was observed
                                          or reported. The improvements have
                                          been adequately maintained since it
                                          was constructed in 1982.

Economic Age and Life                     Based on the current condition, we
                                          estimate the effective age to be
                                          approximately 15 years. According to
                                          the Marshall Valuation Service cost
                                          guide, buildings of this type and
                                          quality have an expected life of
                                          approximately 45 years. Therefore, the
                                          remaining economic life (expected life
                                          minus effective age) is estimated at
                                          30 years. While we observed nothing to
                                          suggest a different economic life, a
                                          capital improvement program could
                                          extend life beyond that stated above.

Quality/General Condition                 The subject property conforms well
                                          with competitors and substitutes in
                                          the area. The quality of construction
                                          is typical of the area. Interior
                                          amenities are similar to competing
                                          properties of the same approximate
                                          age. The general condition of the
                                          improvements is average. We observed
                                          no evidence of structural fatigue and
                                          the improvements appear sound. We are
                                          not qualified to determine structural
                                          integrity, however, and recommend that
                                          the reader rely upon an expert in this
                                          field for further determination.

Conclusion/Comments                       The subject property is an average
                                          quality shopping center located in a
                                          relatively stable area. The
                                          improvements generally conform with
                                          competitors and substitutes in the
                                          neighborhood.


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                                                                          ZONING
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                                     ZONING

The subject's zoning requirements are detailed below.
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                                 ZONING SUMMARY
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Current zoning:        C-2; Community Commercial District
Legally conforming?:   Yes
Uses permitted:        Retail shops, banks and financial  facilities,  grocery
                       stores,  fast  food  and  family  restaurants,  general
                       offices
Zoning change          Not Likely
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     Category                  Zoning Requirement
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Maximum FAR            None Specified
Minimum Lot Size       None Specified
Minimum Frontage       75 Feet
Maximum Site Coverage  None Specified
Front Setback          5 feet
Rear Setback           20 feet
Side Yard Setbacks     None Specified
Height Limit           2.5 stories or 35 feet
Parking                One space per 250 square feet of building area above
                       grade
-------------------------------------------------------------------------------
Source: Borough of Kingston Zoning Ordinance
Compiled by: CB Commercial Real Estate Group, Inc.
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ZONING ANALYSIS AND CONCLUSIONS

According to the Borough of Kingston Zoning ordinance, the subject property is a legal and conforming use under current guidelines. In addition, the property appears to conform to bulk and setback requirements as well as to parking requirements.


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                                                                    TAX ANALYSIS
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                             TAX AND ASSESSMENT DATA

The subject property is assessed by Luzerne County, Pennsylvania, at approximately 7.8% of the assessor's estimated market value. The last general assessment of properties in Luzerne County was reportedly in the early 1970's. A re-valuation has not been rescheduled. School taxes are collected on a fiscal year and town/county taxes are collected on a calendar year. The subject's assessed value and current taxes are summarized below.

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                  CURRENT ASSESSMENT AND TAX INFORMATION (1995)
------------------------------------------------------------------------------
                                          Assessed   Tax Rate      Annual
                  Tax ID                    Value     / $1,000      Taxes
Section H9NE2, Block B-04C, Lot 002       $186,660    270.400    $ 50,472.86
------------------------------------------------------------------------------
Source:  Luzerne County Assessor's Office
Compiled by: CB Commercial Real Estate Group, Inc.
==============================================================================

Based on the current tax rate of $270.4 per $1,000 assessed value, the estimated taxes for the subject amount to $50,472.86, or $0.78 per square foot based on the rentable square footage of the center.

Tax and Assessment Conclusion

We have estimated the taxes for the shopping center at $50,473 for calendar year 1996 in our cash flow. Our discussions with the assessor indicated that the subject's taxes have decreased annually due to repeated tax appeals. However, the subject's future taxes should begin to increase. As a result, we have increased the subject's taxes by 1.0% in year one of our discounted cash flow analysis, 2.0% in year two and 3.0% thereafter which is in-line with the area's inflation rate.


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                                                            HIGHEST AND BEST USE
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                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria that the highest and best use must meet are:

      o     legal permissibility;

      o     physical possibility;

      o     financial feasibility; and

      o     maximum profitability.

Highest and best use is applied specifically to the use of a site as vacant. It is recognized that in cases where a site has existing improvements, the concluded highest and best use as if vacant may be different from the highest and best use given the existing improvements (as improved). The existing use will continue, however, until the land value, in its highest and best use, exceeds that total value of the property under its existing use plus the cost of removing or altering the existing structure.

Implied in the highest and best use is a recognition of the contribution of a specific use to the community environment or to the community's development goals, in addition to wealth maximization of individual property owners. Also implied is that the conclusion of highest and best use that results from the appraiser's judgment and analytical skill, i.e., that the use determined from the analysis represents an opinion, not a fact to be found.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

HIGHEST AND BEST USE AS THOUGH VACANT

Legal Permissibility

The legally permissible uses were discussed in detail in the site analysis and zoning sections of this report. Based on our review of the zoning restrictions, the site can be developed with several different uses, including retail and commercial office uses.

Physical Possibility

The physical characteristics of the subject site were discussed in detail in the site analysis. Overall, a wide range of legally permissible uses would be physically possible, including a variety of commercial uses.

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                                                            HIGHEST AND BEST USE
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Financial Feasibility

The test of financial feasibility is put only to those uses which are legally permissible and physically possible. If the property is capable of generating a sufficient net income to cover the required rate of return on investment and provide a return to the land, then the usage is financially feasible within a defined price limit.

In our determination of financial feasibility we have analyzed current market rental rates for several different property types. The net income produced by the proposed or new improvements must provide a return above the cost to develop the property, including acquisition of the land.

Through a cost/income analysis we have determined that development of the subject site is not financially feasible at this time. Based on the analysis of supply and demand factors at the present time, rents achieved for retail and/or office uses would not support the cost of construction. Based on the aforementioned, we have determined that development of the subject site at the present time with a retail center is not currently feasible.

Maximum Profitability

The final test of highest and best use of the site as though vacant is the use be maximally productive, yielding the highest land value. Based on our feasibility analysis we have determined that land banking the subject site is the maximally productive use at the present time.

Conclusion: Highest and Best Use As Vacant

The concluded highest and best use of the subject as though vacant is land banking until such time that development of the site with a retail/commercial facility is financially feasible.

HIGHEST AND BEST USE AS IMPROVED

Legal Permissibility

As discussed, the subject site's zoning and legal restrictions permit a variety of land uses. Regardless, the site has been improved with a community shopping center. Based upon review of the Borough of Kingston's Zoning Ordinance, it is our opinion that the improvements are within the established guidelines.

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                                                            HIGHEST AND BEST USE
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Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the improvement analysis section of this report. Overall, the layout and positioning of the improvements is considered functional for shopping center use, and the floor plan is considered to be reasonable in comparison to other shopping centers in the area. The improvements have good retail features, have been adequately maintained, and are physically capable of sustaining their current use over the extended future.

Financial Feasibility

As with the highest and best use of the site as though vacant, the financial feasibility of the site as improved is market derived. Typically, for retail properties similar to the subject, the test of feasibility is based on the amount of rent that can be generated less operating expenses. If a residual amount exists after paying the various expenses, then the land is being put to a productive use. At present, the subject is 100% occupied. CB Commercial estimates that the appropriate stabilized market occupancy approximates 97%. Based on the historical and current operating status of the subject property, CB Commercial anticipates that the improvements are capable of providing an adequate return on the investment before any debt service requirements. Therefore, we conclude that the current use of the improvements is a financially feasible use of the property as improved.

Maximum Profitability

Similar to the highest and best use of the site as though vacant, the maximum profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use.

Conclusion: Highest and Best Use as Improved

Based on the foregoing discussions, CB Commercial concludes that the highest and best use of the property, as improved, is consistent with the existing use as a shopping center. There are no apparent alternative uses of the existing improvements that would produce a higher net income and/or value over time than the current use. The current use is a legally permissible use and appears to represent the highest and best use as improved.

Furthermore, CB Commercial does not believe that conversion of the improvements or demolition is warranted or financially feasible.

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                                   VALUATION

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                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

                              APPRAISAL METHODOLOGY

The appraisal process is defined as an orderly program by which the problem is planned and the data involved is acquired, classified, analyzed and interpreted into an estimate of value. In this process three basic approaches to value are considered: Cost Approach, Sales Comparison Approach, and Income Capitalization Approach. In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

The final step in the appraisal process is reconciliation -- a process by which CB Commercial analyzes alternative conclusions and selects a final value estimate from among two or more indications of value. CB Commercial weighs the relative significance, applicability and defensibility of each approach as it relates to the type of property being appraised.

THE COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.

SALES COMPARISON APPROACH

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences with the final estimate derived based on the general comparisons.

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================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of atypical conditions affecting the sales price. Although there have been few sales in the region, the sales that were gathered were utilized to form an opinion of value. However, given the lack of relevant sales data, we have not placed minimal reliance upon this approach and have used it to provide additional support to the Income Approach.

INCOME CAPITALIZATION APPROACH

The methodology of the Income Capitalization Approach is to determine the income-producing capacity of the property on a stabilized basis by estimating market rent from comparable rentals, making deductions for vacancy and collection losses and building expenses, then capitalizing the net income at a market-derived rate to yield an indication of value. The capitalization rate represents the relationship between net income and value.

Related to the direct capitalization method is the discounted cash flow method. In this method of capitalizing future income to a present value, periodic cash flows (which consist of a net income less capital costs, per period) and a reversion (if any) are estimated and discounted to a present value. The discount rate is determined by analyzing current investor yield requirements for similar investments.

Since investors are active in the marketplace for properties similar to the subject, the Income Capitalization Approach is particularly applicable to the appraisal problem at hand. There is an adequate quality and quantity of income and expense data available to render a reliable and defensible value conclusion. For income producing properties similar to the subject, the Income Capitalization Approach is considered to be the most reliable. Therefore, this approach has been employed as the primary methodology for this assignment.


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================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH

The Sales Comparison Approach provides an estimate of market value based on analyzing transactions of similar properties in the market area. The method is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing one with the same utility. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed.

There are various units of comparison available in the evaluation of sales data in this approach. The sale price per square foot ($/SF) is the most commonly used in this approach. The effective gross income multiplier (EGIM) is rarely used by market participants because of the inconsistencies in estimating effective or gross income, vacancy, and expense differences. However, net income multiplier (NIM) is used when overall capitalization rates are ascertained for an adequate sampling of the sales. The NIM analysis is used by market participants because this analysis accounts for the fluctuations caused by the inherent differences in vacancy and operating expenses in each of the comparable sales.

We conducted a thorough sales search for comparable shopping centers in the subject's market area. Through our sales search, we were able to identify a limited number of sales with similar characteristics to the subject. The following table summarizes what are considered to be the most recent and proximate comparable sales. Detailed write-ups of each comparable are included in the addendum.

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================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

=======================================================================================================================
                                          SUMMARY OF COMPARABLE RETAIL SALES
-----------------------------------------------------------------------------------------------------------------------
                                               Gross
 No.    Property Name/ Location      Sale     Leasable                        NOI            OAR          Sale Price
                                     Date     Area (SF)     Sale Price      Per S.F.                       Per S.F.
-----------------------------------------------------------------------------------------------------------------------
  1     15th & Allen St. Center      1/96        46,503      $4,242,000      $ 9.94         10.89%         $ 91.22

        1401-1451 Allen Street
        Allentown
        Lehigh County, PA

  2     Stefko Shopping Center       1/96       134,446      $5,618,000      $ 4.59         10.99%         $ 41.79

        Stefko Boulevard
        Bethlehem
        Northampton County, PA

  3     MacArthur Plaza             10/95        29,600      $3,831,667     $ 13.92         10.76%        $ 129.45

        2419 MacArthur Road
        Whitehall Township
        Lehigh County, PA

  4     Columbia Mall                7/95       351,364     $27,650,000      $ 8.42         10.70%         $ 78.65

        N/E/C Route 42 @ I-80
        Bloomsburg
        Columbia County, PA
-----------------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
=======================================================================================================================


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                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                              COMPARABLE SALES MAP


                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
Compiled by:  CB Commercial Real Estate Group, Inc.
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                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF IMPROVED SALES

The sales reflect unit prices ranging from a low of about $41.79 to a high of approximately $129.45/SF with the significant difference reflecting the economics of the various centers. The sales all had high levels of occupancy and were in generally good condition. The difference in unit prices then were more directly tied to net operating income and investor yield rates.

The comparable sales presented offer a simplistic view of the market. Since only general details of existing income and expenses were available, specific analysis is nearly impossible. Accordingly, this method acts as a general gauge of the market and therefore will be utilized as support to our findings in the Income Approach.

Analysis

The following discussion analyzes the aforementioned comparables relative to the subject property.

Sale 1

            Sale number one, located at the intersection of 15th Street and Allen Street in Allentown, is a 46,503 square foot shopping center which sold in January of 1996 for $4,242,000 or $91.22/SF. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed circa 1950 and was in very good overall condition at the time of sale since it was recently renovated. Access, exposure, visibility and general locational attributes of the center are superior to the subject, however, the center is similar in size to the subject. Market conditions at the time of sale were similar to current market conditions. This sale's NOI is reportedly $462,049 or $9.94/SF indicating an overall rate of 10.89%. The economics of this property, at least in terms of NOI per square foot, is superior to the subject.

Sale 2

            Sale number two, located in the City of Bethlehem, consists of a single story community center which contains an aggregate 134,446 square feet. This center, known as the Stefko Shopping Center, sold in January of 1995 for $5,618,000 or $41.79/SF of gross leasable area (GLA). Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed in 1965 and appeared to be in average condition. The property's location with regard to access and visibility are considered superior to the subject. Furthermore, the center is significantly larger than the subject. Market

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                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

            conditions at the time of sale were similar to current market conditions. The NOI was reportedly $617,577 ($4.59/SF) indicating an overall rate of 10.99%. This property operates at a level of net income that is inferior to the subject.

Sale 3

            Sale number three, MacArthur Plaza, is located at 2409 MacArthur Road in Whitehall Township in Lehigh County, Pennsylvania. It is a 29,600 square foot shopping center which sold in October of 1995 for $3,831,667 or $129.45/SF. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed circa 1988 and was in very good overall condition at the time of sale. Access, exposure, visibility and general locational attributes of the center are superior to the subject, however, the center is smaller in size to the subject. Market conditions at the time of sale were similar to current market conditions. This sale's NOI is reportedly $412,122 or $13.92/SF indicating an overall rate of 10.76%. The economics of this property in terms of NOI per square foot is superior to the subject.

Sale 4

            Sale number four is located at the northeast quadrant of Route 42 and Interstate 80 in Bloomsburg, Columbia County, Pennsylvania and consists of a single story community center which contains an aggregate 351,364 square feet. This center, known as the Columbia Mall, sold in July of 1995 for $27,650,000 or $78.69/SF of gross leasable area (GLA). Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed in 1988 and appeared to be in good overall condition. The property's location with regard to access and visibility are considered superior to the subject. Furthermore, the center is significantly larger than the subject. Market conditions at the time of sale were similar to current market conditions. The NOI was reportedly $2,958,500 ($8.42/SF) indicating an overall rate of 10.7%. This property operates at a level of net income that is superior to the subject.

Net Operating Income Analysis

The net operating income level for the comparables ranged from $4.59 to $13.92 per square foot, per year. The subject has a projected NOI for the coming year of $372,794 or $5.75 per square foot reflecting full and stable occupancy. Given the correlation between price paid per square foot and NOI per square foot it would seem reasonable to conclude that the subject would sell within the range established by the comparable properties.


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                                                       SALES COMPARISON APPROACH
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The following chart depicts the calculations involved in developing adjustment factors to be applied to the respective price per square foot units of comparison developed from the comparables employed.

================================================================================
                      NET INCOME MULTIPLIER (NIM) ANALYSIS
--------------------------------------------------------------------------------
 Sale  Subject's NOI/SF
       ----------------   Net Income   Sale Price   Adjustment     Adjusted $/SF
 No.    Sale's NOI/SF     Multiplier      $/SF                      for Subject
--------------------------------------------------------------------------------
  1        $5.75           0.58           $91.22     -$38.31           $52.91
           -----
           $9.94

  2        $5.75           1.25           $41.79     +$10.45           $52.24
           -----
           $4.59

  3        $5.75           0.41          $129.45     -$76.38           $53.07
           -----
          $13.92

  4        $5.75           0.68           $78.65     -$25.17           $53.48
           -----
           $8.42
================================================================================

For the most part, there is a direct correlation between the NOI/SF and sale price per square foot. As the net income level increases, so does the price paid per square foot. After adjusting the four sales, they support a range of value for the subject between approximately $52.00/SF to $53.00/SF. Based on our analysis, the subject's value would be approximately $52.00/SF. The subject has a total building area of 64,824 square feet. The value estimate via the Sales Comparison Approach is calculated as follows:

           ==========================================================
           Net Rentable Area of Subject          64,824 square feet
           Value per square foot               $52.00 per square foot
           Indicated Value:                          $3,370,848
                                                     ----------
           ROUNDED:                                  $3,400,000
           ==========================================================

Overall, very little emphasis has been placed on this approach because of the quality of the data. It is used primarily as a check of the value derived via the Income Approach.

We estimate the as is market value of the leased fee interest in the subject property, via the sales comparison approach, as of May 15, 1996, is:

               --- THREE MILLION FOUR HUNDRED THOUSAND DOLLARS ---
                                  ($3,400,000)

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                         INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over period of time. The two common valuation techniques associated with the Income Capitalization Approach are direct capitalization and the discounted cash flow (DCF) analysis.

DIRECT CAPITALIZATION

Direct capitalization is the method used to convert a single year's estimate of income into a value indication. In direct capitalization, a precise allocation between return on and return of capital is not made because investor assumptions or forecasts concerning the holding period, pattern of income, or changes in value of the original investment are not simulated in the method. Direct capitalization is most appropriate when analyzing a stable income stream and in estimating the reversion at the end of a holding period. Using this method, the following sets forth the process:

      1. Estimate the Potential Gross Income (PGI) from all sources that a competent owner should be able to generate from a property based on existing and/or market rents.

      2. Deduct an estimate of Vacancy and Collection Loss (VCL) to arrive at an Effective Gross Income (EGI) estimate.

      3. Deduct operating expenses from the estimate of EGI. The result is an estimate of the stabilized Net Operating Income (NOI).

      4.    Estimate an Overall capitalization rate (Ro, or OAR).

      5. Divide the NOI by Ro, resulting in a value estimate at stabilized occupancy.

      6. Adjust the stabilized value to account for "As Is" condition, if applicable.

DISCOUNTED CASH FLOW ANALYSIS

The discounted cash flow (DCF) analysis is a detailed analysis used when the future income is expected to be variant, usually as a result of numerous lease obligations and/or anticipated changes in income and expenses. It is also particularly relevant when institutional buyers are the most likely purchasers of the subject because institutional buyers often place great weight on this analysis. The DCF analysis specifies the quantity, variability, timing, and duration of NOIs and cash flows. Selecting the proper yield rate (discount rate) is essential. CB Commercial must consider the target yield sought by investors as well as yields derived from comparable sales and/or market information. The methodology is:

      1. Estimate the before-tax cash flows for each period of a projected holding period net of any capital expenditures such as leasing expenses and tenant improvements.

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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

      2.    Estimate a discount rate and a terminal overall capitalization rate.

      3. Estimate a selling price, known as the reversion, for the end of the projected holding period.

      4. The cash flows and the reversion are then discounted to a present value estimate.

APPROPRIATE CAPITALIZATION METHOD

A number of factors were considered in evaluating the appropriateness of using the direct capitalization method and/or the DCF technique including the occupancy status, lease structures, above/below market rents and typical buyer behavior. As a result of considering the foregoing factors, both the DCF technique and the income capitalization technique are employed in this appraisal.

ESTIMATE OF MARKET RENT

Rent analysis involves both a study of market (comparable) rentals and the subject's existing rents (if any). Market rent is the rent that a property would most probably command in the open market; indicated by the current rents paid and asked for comparable space.

SUMMARY OF COMPARABLE RENTALS

CB Commercial surveyed competitive properties and lease transactions for comparison to the subject. The selected comparable rentals are summarized in the following chart with a map and discussions of each comparable provided on the following pages.

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

===========================================================================================================================
                                      SUMMARY OF COMPARABLE SATELLITE SPACE RENTALS
---------------------------------------------------------------------------------------------------------------------------
          Center Name &                     Term   Start
 No.        Location           Tenant      (Yrs)    Date     Size      Rent/SF   Escalation             Comments
---------------------------------------------------------------------------------------------------------------------------
  1     Birney Plaza       Everything      3 yrs   09/95     4,000     $7.00      Flat for      1 3-yr Option @ $7.50/SF
        Route 11,             $0.99 Store                                           term       % Rent = 3% over $933,000
        Moosic, PA
                           Mattress Man    5 Yrs   07/93     4,000     $9.00      1996 Step    1 5-yr Option @ $11.00/SF
                                                                                  to $10/SF     % Rent = 4% over Natural
                                                                                                       Breakpoint
---------------------------------------------------------------------------------------------------------------------------
  2     Mark Plaza         Spectrum Rents  5 yrs   10/95     3,600     $8.00      Flat for      1 5-yr Option @ $9.00/SF
        N/S Third Avenue,                                                           term
        Edwardsville, PA
                           Keens Floral    5 yrs    8/95     7,000     $8.00       Annual       1 5-yr Option @ $8.83/SF
                           Factory                                                 step-up      % Rent = 3% over Natural
                                                                                                       Breakpoint
                           Mattress Man    5 yrs    7/95     3,600    $11.50      Flat for             No Option
                           (Pad Site)                                               term        % Rent = 4% over Natural
                                                                                                       Breakpoint
---------------------------------------------------------------------------------------------------------------------------
  3     Dunmore Plaza      Malcom's        5 yrs    4/95     1,900    $11.50      $950 Step     1 3 yr Option @ $7.50/SF
        1400 Monroe Ave.,                                                         in Year 2    % Rent = 3% over $933,000
        Dunmore, PA
                           Great Wall      10 yrs   1/95     1,900    $11.35       3%/Yr              No Option
                           Chinese Rest.                                                               No % Rent

                           Little          5 yrs    4/94     1,900     $9.25      Periodic     2 5-yr Option @ $9.25/SF &
                           Caesar's Pizza                                         Step up      @ $10.75/SF - No % Rent
---------------------------------------------------------------------------------------------------------------------------
  4     Triangle Plaza     Electronic      5 yrs   06/95     2,400    $11.50       Annual              No Option
        Route 115          Systems                                               Percentage            No % Rent
        Wilkes-Barre, PA                                                          increase

                           TCBY            5 yrs   03/95     2,200    $11.00       Annual            1 5 yr Option
                                                                                 Percentage            No % Rent
                                                                                  increase

                           Party City      10 yrs  05/94     9,910    $11.00      $1.65/SF             No Option
                                                                                   Step-up             No % Rent
---------------------------------------------------------------------------------------------------------------------------
  5     Gateway Plaza      Holiday Hair    3 yrs   06/94       950    $15.48       Annual              No Option
        N/S Third Avenue,  Fashions                                              Percentage            No % Rent
        Edwardsville, PA   (Renewal)                                              increase

                           McKenzie        3 yrs   06/94     3,080    $ 8.50       Annual              No Option
                                                                                 Percentage            No % Rent
                                                                                  increase
===========================================================================================================================
                                        SUMMARY OF COMPARABLE ANCHOR SPACE RENTALS
===========================================================================================================================
  6     Pottstown Center   Wal-Mart        20 yrs  07/95   121,267     $6.99      Flat for          6, 5-yr Options
        Montgomery Cty.                                                             term               No % Rent
        Pottstown, PA

  7     Route 6 Mall       K-Mart          25 yrs  03/95   119,229     $5.77      Flat for          10, 5-yr Options
        N/S Route 6,                                                                term      % Rent = 1% over $20,000,000
        Wayne County
        Honesdale, PA

  8     Bradford Towne     K-Mart          25 yrs  07/94    94,481     $5.00      Flat for          10, 5-yr Options
        Centre,                                                                     term      % Rent = 1% over $16,875,000
        Bradford County
        Wysox, PA

  9     Builder's Square   Builder's       25 yrs  03/94   106,400    $10.05      Flat for          10, 5-yr Options
        Center             Square                                                   term               No % Rent
        Cetronia Road
        Lehigh County
        Whitehall, PA
---------------------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
===========================================================================================================================

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


                             COMPARABLE RENTALS MAP


                                [GRAPHIC OMITTED]


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Compiled by:  CB Commercial Real Estate Group, Inc.
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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF COMPARABLE RENTALS

We have obtained comparable leases from shopping centers situated within the subject's regional market area which are summarized above. In terms of satellite space, comparables #1 through #5 indicate that the leased spaces range in size from 950 to 9,910 square feet which adequately represents the subject's square footage range. All the leases cited were signed between 1994 and 1995 and represent the most recent leasing activity in the competitive marketplace. The leases include a variety of uses and represent a similar tenant mix to the subject center. The above leases are considered to be generally similar to the subject in terms of condition, quality and location. We have examined the average effective rental rates of these comparables and determined that the effective rent is similar to the face rent, since their was no tenant improvements or free and escalation's were similar.

These comparable centers are located throughout the Scranton--Wilkes-Barre metropolitan region in competitive areas to the subject property. Furthermore, they are all similar in age to the subject and considered to be of a similar functional design. All of the retail leases were written on a triple net basis, whereby the tenants assume their proportionate share of operating expenses, real estate taxes, and insurance. The higher rates typically reflect smaller satellite spaces, while lower rental rates are typically negotiated for anchor sized spaces. We have also considered asking rental rates in our analysis, however, they were deemed to be less reliable than the leases presented. As a result, we have not included asking rentals.

The satellite space face rental rates ranged from $5.50/SF to $15.48/SF with a central tendency of $10.22/SF. However, the majority fell between $8.00/SF and $11.50/SF. The rents at the lower end of the range, or those in the $7.50/SF range best reflect the subject property's achievable rents. As a result, we have concluded to a rental rate within for the subject's satellite space of $7.50/SF. Based upon our analysis, we feel that a "net" rental rate of $7.50/SF is adequately supported.

The anchor leases, or comparables #6 through #9, ranged from $5.00/SF to $10.05/SF with an average lease rate of $6.95/SF. The anchor rents reflect a close range for a variety of locations with the exception of comparable #9. However, this lease to builder's Square has no percentage rent clause and, as a result, agreed to pay a higher basic rent. As a result, we have concluded to a rental rate for the subject's anchor space of $6.00/SF. Based upon our analysis, we feel that a "net" rental rate of $6.00/SF is adequately supported.

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

In addition to surveying comparable centers, we have also analyzed the most recent lease transactions at the subject center. Since there has been only one recent lease at the subject property, it has been given substantial weight in our analysis of the subject's market rental rates. The lease is detailed below.

ANALYSIS OF SUBJECT LEASES

The following table summarizes the subject property's recent lease history.

==================================================================================================================
                                        SUMMARY OF RECENT SUBJECT LEASES
==================================================================================================================
                               New /     Term                          Contract                   TI's /   Free
           Tenant               Renew    (Years)     Date      Size      Rent       Escalation      SF      Rent
------------------------------------------------------------------------------------------------------------------
The Everything $0.99 Store       New       1 yr      9/95     6,500     $5.50      $950 Step in    None     None
                                          3 mos                                       Year 2
------------------------------------------------------------------------------------------------------------------
No Option  % Rent = 3% over $1,191,660
==================================================================================================================
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
==================================================================================================================

The typical lease at the subject property is triple net whereby the tenant is responsible for reimbursing the landlord for such expenses as real estate taxes, insurance, and common area maintenance (CAM). The most recent retail lease at the subject had a face rental rate of $5.50/SF. Although the term was for only 15 months, the more recent leases signed at the subject typically have terms between 3 and 5 years which is similar to quoted market terms. Based on our survey of local leasing agents and owners, five year terms are most common with satellite tenants such as those found in the subject center. Therefore, for the purpose of our analysis, we have utilized a lease term of five years for all tenant suites for speculative renewals.

In our interviews with competing leasing agents and owners, we also inquired as to the market norm for rent escalations. Most of the agents agreed that one to three year leases are typically flat, with some sort of escalation or bump in five to 10 year leases. Recent leases at the subject either have annual percentage increases (generally 3%) or a periodic step-up. Regardless of the method of escalations, most of the subject and comparable leases have escalations which are intended to be similar to anticipated increases in the CPI. We have utilized an annual rental escalation in all speculative leases of 3.0%.

According to the subject leasing agent, TI's are typically not given, with the owner generally providing a " vanilla box" for new tenants and nothing for renewals. Retail space is typically taken "as-is" with the tenant fitting out their space to their own specifications. We project that no tenant alteration allowance would be provided for new or renewal leases.

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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

All of the leasing agents surveyed reported minimal if any free rent. A review of the subject lease abstracts indicated that no free rent was typically offered to tenants that leased space in the subject center over the past three to four years. Therefore, based upon the most recent leases written at the subject center as well as conversations with local leasing agents, we have projected that no free rent will be offered to prospective tenants.

CONCLUSIONS: MARKET RENT ESTIMATE FOR THE SUBJECT PROPERTY

Based on the previous analysis, the current market lease parameters for the subject property are estimated as follows:

================================================================================
                             CONCLUDED MARKET LEASE TERMS
                               (PER SQUARE FOOT / YEAR)
--------------------------------------------------------------------------------
            Category                    Satellite Space        Anchor Space
--------------------------------------------------------------------------------
Market Rent                               $7.50 (NNN)           $6.00 (NNN)
Lease Term                                  5 Years              25 Years
Annual Escalation                             3.0%                 0.0%
Tenant Improvements                          $0.00                 $0.00
Free Rent (Months)                          0 Months             0 Months
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

CONTRACT RENT

As discussed, the subject's leasable area is divided into 8 suites within one building. Currently, the subject is 100% occupied.

Through our research of the subject property, which included a complete review of lease abstracts, rent rolls (both current and historical), and detailed discussions with the on-site property manager, the following rent roll summary was utilized to detail currently leased suites and general information employed for this approach. Additionally, within the Addenda are copies of the tenant lease assumptions, generated by Pro-ject+ Plus, a computerized lease-by-lease analysis program.

Information submitted to us and contained in the Addenda provide additional support to the data and assumptions inputted for this method and is assumed to be correct and reliable. CB Commercial reserves the right to amend our input assumptions if any documentation is subsequently available which contradicts that assumed for this method. Located on the following page is the subject rent roll summary.

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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

=====================================================================================================
                                    KINGSTON PLAZA - THIRD AVENUE
                                              RENT ROLL
-----------------------------------------------------------------------------------------------------
                                                 Square                         Rent / SF    Annual
   Suite                  Tenant                  Feet      Begin      End                    Rent
-----------------------------------------------------------------------------------------------------
     1       The Tan Generation                     1,000    9/87      8/96        $ 9.90   $  9,900
     2       Basically Bagels                       4,000    3/91      3/02        $10.50   $ 42,000
     3       Hong Kong Chinese Restaurant           1,500    8/89      8/99        $10.00   $ 15,000
     4       Uptown Video                           2,000   12/89      4/97        $ 7.08   $ 14,160
     5       Tony's Pizza                           2,000    4/92      3/01        $ 8.00   $ 16,000
     6       Penna Liquors                          2,824    9/93      8/97        $ 7.01   $ 19,800
     7       Price Chopper                         45,000   12/81      12/06       $ 5.44   $245,000
     8       The Everything $0.99 Store             6,500    9/95      12/96       $ 5.50   $ 35,750
                                                    -----                          ------   --------
             Total Leased Square Feet              64,824        Average Rent:     $ 6.13   $397,610
             Vacant Space                               0
             Occupancy-Overall                       100%
-----------------------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
=====================================================================================================

ANALYSIS OF TENANCY

The subject is primarily comprised of local tenants. Additionally, Price Chopper is a national tenant. Overall, the quality of the tenancy is considered to be good for the area. Current rental rates range from $5.44/SF to $10.50/SF.

SPECIAL LEASE PROVISIONS AND ASSUMPTIONS

The following discussion summarizes any lease provisions and assumptions of special note.

Pending Leases

There are no pending leases.

Renewal Options

Options to renew at below or above market rent may have an impact on the valuation analysis. For example, if below market renewals are exercised, they may result in a downward impact on value. However, to the extent that re-tenanting costs are saved (rent loss during downtime, tenant improvements, leasing commissions, etc.), there may be an advantage in having the tenant renew at some rate below market rent in order to avoid these costs. The majority of recent leases at the subject have renewal options. Where applicable, if a tenants' option rent is below market, we have assumed that the tenant would exercise its renewal option. Conversely, if a tenants' option rent is above market, we have assumed that the tenant would not exercise its renewal option and terminate the lease.

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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

EXPENSE REIMBURSEMENTS

Current and future hypothetical retail leases which will encumber the subject property will be based upon triple net lease structures and are consistent with recent leases written at the subject property and the market in general. The tenants will be responsible for reimbursing the landlord for their pro rata share of operating expenses including their pro rata share of CAM, real estate taxes and insurance. The pro rata share calculations for future tenants are calculated by dividing the tenant's occupied rentable area by the gross leasable area of the center.

The following is a breakdown of the subject's historical recoveries and CB Commercial's projections for the proforma. It should be noted that the subject's operating statements are based on a fiscal year basis, beginning June 1 and continuing through May 31.

Expense Reimbursements

Expense reimbursements for the subject property consist of real estate taxes, insurance, and common area maintenance. Common area maintenance expenses consist utilities, management fees, general and administrative, cleaning and repairs and maintenance expenses. The subject's historical expense reimbursements are as follows:

                ============================================
                           EXPENSE REIMBURSEMENT
                --------------------------------------------
                         Year             Total $ Amount
                --------------------------------------------
                         1993                 $102,915
                         1994                 $107,662
                         1995                 $101,277
                     1996 Budget              $103,622
                   Year 1 Pro Forma           $103,037
                --------------------------------------------
                Source: Mark Centers Trust
                ============================================

The first year of our DCF model indicates reimbursements of $103,037. Historical expense reimbursements have fluctuated in recent years due in part to a drop in expenses as management has attempted to cut costs in recent years. The budgeted amount appears to be reasonable based upon projected expenses and reimbursement clauses for existing tenants.

OTHER INCOME

This income category can be derived from several different sources including tenant service income, merchants association fees, late fee income, short-term storage income, professional services provided for the tenants by the landlord/management, ground rent as well as other miscellaneous sources. The subject has no additional sources of income.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

PERCENTAGE RENT INCOME

In addition to the basic rental charges, the tenants are sometimes responsible for paying the landlord additional rent equal to a specified percentage of the tenant's gross sales made in, upon, or from the premises, over a breakpoint factor or according to a specific schedule. Six of the subject tenants have percentage rent clauses contained within their leases.

===================================================================================================================
                                             PERCENTAGE RENT CLAUSES
===================================================================================================================
                                                                                                      CBC's FY97
        Tenant            Breakpoint       Percent         Year        Gross Sales    % Rent Paid     Projection
-------------------------------------------------------------------------------------------------------------------
The Tan Generation         $165,000         6.00%          1994         $ 69,979        $     0        $ 60,000
                                                           1995         $ 60,073        $     0

Basically Bagels           $800,000         5.00%          1994        $1,003,114       $11,089       $1,200,000
                                                           1995        $1,241,209       $14,508

Uptown Video               $236,000         6.00%          1994         $ 67,466        $     0        $ 67,000
                                                           1995         $ 66,847        $     0

Tony's Pizza               $333,000         6.00%          1994         $149,847        $     0        $110,000
                                                           1995         $141,868        $     0

Price Chopper            $20,000,000        1.25%          1994        $12,989,451      $     0       $14,200,000
                                                           1995        $14,213,629      $     0

Everything $0.99 Store    $1,191,600        3.00%          1994            N/A          $     0        $200,000
                                                           1995         $16,755 *       $     0
-------------------------------------------------------------------------------------------------------------------
* Everything $0.99 Store has sales averaging $16,755 per month for first 3.0 months.
-------------------------------------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
===================================================================================================================

Given the aforementioned sales histories, we have projected the gross sales for each tenant as illustrated in the right column of the table. We have also projected that the gross sales figures will grow by 2.0% per annum over the course of the cash flow projection.

POTENTIAL GROSS INCOME

The potential gross income for the subject property is summarized as follows.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

===========================================================================
               STABILIZED POTENTIAL GROSS INCOME (FY 1997)
---------------------------------------------------------------------------
                                                              Totals
---------------------------------------------------------------------------
Total Minimum Rent                                          $ 395,574
Expense Reimbursement
  - Common Area Maintenance Recovery                        $  48,625

  - Real Estate Tax Recovery                                $  46,455

  - Insurance Recovery                                      $   7,957

  - Percentage Rent                                         $  20,500
                                                            ---------
Potential Gross Income                                      $ 519,111
---------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
===========================================================================

VACANCY AND COLLECTION LOSS

This is an allowance for reductions in potential income attributable to vacancies, tenant turnover, and non-payment of effective rent. In the direct capitalization process, a market-derived, stabilized vacancy and collection loss estimate is subtracted from potential gross income in order to arrive at effective gross income. The subject property is currently 100% leased. Furthermore, the subject's competitive market exhibits a vacancy level of approximately 4.0%. Due to the long-term occupancies at the subject property (including option terms), the average vacancy rate over the projected holding period, which is attributed to downtime between leases, approximates a minimal 2.0%. In addition to vacancy, we estimated a blended credit loss factor of 2.0% which takes into account both national and local tenants at the subject center. Therefore, the combined long-term vacancy and credit loss factor for the subject property amounts to approximately 4.0%. In the first year of our discounted cash flow analysis, the combined credit loss amounts to $ 9,049.

EFFECTIVE GROSS INCOME

Given our estimate of potential gross income, other income, and a vacancy and collection loss, the estimated effective gross income is derived as follows:

         ==================================================
                   EFFECTIVE GROSS INCOME (FY 1997)
         ==================================================
         Potential Gross Income:              $ 519,111
         Less:  Collection Loss               $   9,049
                                              ---------
         Effective Gross Income:              $ 510,062
         ==================================================

Our estimate of effective gross income used in direct capitalization is $510,062. This figure is the same as the EGI in the first year of our cash flow in the discounted cash flow method.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

OPERATING EXPENSE ANALYSIS

In projecting the revenues and expenses for the subject property, we have analyzed the historical figures for fiscal years 1993 through 1995 as well as management's forecast of revenues and expenses for fiscal year 1996. In addition, we have utilized the Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers publication to assist in our analysis. We have considered the category " Regions 1, 2 & 3 (East): Open Shopping Centers" as the most representative of the subject property. A summary of the average expenses taken from this publication increased at an inflationary rate to reflect our fiscal year 1997 analysis are presented as follows:

        =======================================================
                     COMPARABLE EXPENSE ANALYSIS
        -------------------------------------------------------
                 Expense Category                 P.S.F.
        -------------------------------------------------------
          General & Administrative                $ 0.08
          Repairs & Maintenance                   $ 0.36
          Services                                $ 0.46
          Utilities                               $ 0.18
                                                  ------
                     Total CAM                    $ 1.08
          Real Estate Taxes                       $ 1.26
          Insurance                               $ 0.15
          Management Fees                         $ 0.41
        Total Operating Expenses                  $ 2.90
        -------------------------------------------------------
        Source: Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers
        =======================================================

Our estimate of the subject's stabilized expenses are detailed as follows.

Common Area Maintenance

The subject's historical and projected common area maintenance (CAM) expenses are as follows:

       ==========================================================
                    COMMON AREA MAINTENANCE EXPENSE
       ----------------------------------------------------------
                    Year                     Total $ Amount
       ----------------------------------------------------------
                    1993                         $ 50,363
                    1994                         $ 57,291
                    1995                         $ 49,461
                 1996 Budget                     $ 60,284
             CB 1996 Projection                  $ 55,000
       ----------------------------------------------------------
       Source: Mark Centers Trust
       ==========================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Common area maintenance (CAM) charges generally includes various items such as general and administrative expenses, repair and maintenance expenses, utilities, and general services such as cleaning, landscaping, security, and common area insurance expenses. We project the total CAM expense in 1996, before management fees, at $55,000 or $0.85/SF. This is lower than the average CAM expenses for the properties surveyed by IREM of $1.23/SF for open shopping centers in the east. However, the subject's historical expenses have ranged from $0.76/SF to $0.93/SF. Given the subject's historical CAM expense structure coupled with its effective age, occupancy and the services provided, the subject's projected CAM figure is considered reasonable.

Property Taxes

Historical and budgeted property tax expenses are as follows:

        ========================================================
                         PROPERTY TAX EXPENSE
        --------------------------------------------------------
                     Year                    Total $ Amount
        --------------------------------------------------------
                     1993                       $ 41,801
                     1994                       $ 49,128
                     1995                       $ 49,840
                  1996 Budget                   $ 49,500
               Year 1 Pro Forma                 $ 50,473
        --------------------------------------------------------
        Source: Mark Centers Trust
        ========================================================


As discussed fully within the tax and assessment data section of the report, estimated taxes for fiscal year 1997 are projected to be $50,473. It appears that the 1996 budgeted taxes have not accounted for an increase in the 1996-1997 tax rate.

Insurance

Historical and budgeted insurance expenses are as follows:

        ========================================================
                           INSURANCE EXPENSE
        --------------------------------------------------------
                     Year                    Total $ Amount
        --------------------------------------------------------
                     1993                       $ 6,751
                     1994                       $ 8,881
                     1995                       $ 8,545
                  1996 Budget                   $ 9,936
              CB 1996 Projection                $ 9,000
        --------------------------------------------------------
        Source: Mark Centers Trust
        ========================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Insurance at the subject property includes both liability insurance and fire insurance. This expense has increased from 1993 to 1995 to a level of $0.13/SF. We have placed primary emphasis on the subject's historical and 1996 budgeted insurance expenses and have estimated the insurance expense at $9,000, or $0.14/SF.

Professional Management Fee

In order to maintain the control of the property and subsequently ensure the stream of income that it generates, it is necessary to employ either internal or outside management. This expense is non-recoverable. In the case of the subject property, the property is managed internally and no management expense has been reflected in historical statements. Typical professional management fees in the local market range from 1.0% to 5.0% of effective gross income. Based upon the size and nature of the subject improvements, we have applied a management expense of 3.0% of effective gross income. Because management is calculated based on a percentage of effective gross income, this expense will vary each year because of fluctuations in the income stream. In the first year of our analysis, this expense equates to $15,302 or $0.24/SF.

Replacement Reserves

This expense typically represents a reserve for future replacement of long-lived items. The amount of reserve and whether it is included or not in the direct capitalization and DCF analyses depends on the actions reflected by buyers and sellers in the local market. Based on the available comparable data and discussions with brokers and investors, replacement reserves generally range from $0.05/SF to $0.20/SF for retail properties of similar quality and condition as the subject. Given the subject's condition, we have estimated this expense at $0.10/SF or $6,482 in 1996 increasing at our projected annual expense growth rate of 3.0%. Based on discussions with local market participants, replacement reserves are typically subtracted in calculating NOI when determining the cash flow in the DCF analysis.

Total Concluded Operating Expenses

The concluded stabilized operating expenses for the subject total an estimated $137,268, or $2.12 per rentable square foot. This total expense estimate is for the first year of our proforma and incorporates fiscal year conversions not reflected in the previous 1996 calendar year estimates. The expense is slightly lower than the average indicated by IREM ($2.90/SF) but judged reasonable given the historical and budgeted operations of the subject.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

CAPITALIZATION RATE

There are several methods for deriving an overall capitalization rate for direct capitalization. A common method for establishing an overall capitalization rate for properties similar to the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists. While derivation of capitalization rates from comparable sales is preferable, we were unable to obtain adequate income and expense data to employ this method from the sales used within the Sales Comparison Approach. Therefore, the investor survey method is used as the primary approach in deriving our overall capitalization rate. The subject property is a retail shopping center that would be attractive to either a local or a national investor. The category in the published investor survey most comparable to the subject is class B community shopping center. The investors typically interviewed for the survey are regional or national investors associated with pension funds, REIT's, insurance companies, financial institutions, etc. The information below is taken from CB Commercial most recent National Investor Survey (first quarter 1996).

====================================================================================================
                                    SUMMARY OF INVESTOR SURVEY
                                   OVERALL CAPITALIZATION RATES
                               COMMUNITY SHOPPING CENTERS - CLASS B
----------------------------------------------------------------------------------------------------
              Investor Survey                   R(o) Range         Average        Date of Survey
----------------------------------------------------------------------------------------------------
CB Commercial National Investor Survey         9.0% - 11.5%         10.3%     First Quarter, 1996
----------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
====================================================================================================

The previous survey indicates an overall range of 9.0% to 11.5% for community shopping centers with an average of approximately 10.3%. The capitalization rate reflects the quality and duration of the income stream as well as the physical characteristics of the property. The tenant mix at the subject center is considered to be good for the area with local and national tenants. The largest tenant at the subject, Price Chopper, is a national tenant. The Price Chopper lease does not expire until the year 12/06. Lease expiration is fairly even throughout the holding period which reduces risk. The center is currently 100% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional community center of average quality and in average overall condition.

In addition, we have included market-extracted overall rates as presented below.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

  ===========================================================================
                    MARKET-EXTRACTED OVERALL CAPITALIZATION RATES
  ---------------------------------------------------------------------------
   No               Property Name/ Location                    OAR
  ---------------------------------------------------------------------------
    1    15th & Allen St. Center
         1401-1451 Allen Street, Allentown                   10.89%
         Lehigh County, PA
    2    Stefko Shopping Center
         Stefko Boulevard, Bethlehem                         10.99%
         Northampton County, PA
    3    MacArthur Plaza
         2419 MacArthur Road, Whitehall Township             10.76%
         Lehigh County, PA
    4    Columbia Mall
         N/E/C Route 42 @ Interstate-80, Bloomsburg          10.70%
         Columbia County, PA
  ---------------------------------------------------------------------------
  Compiled by: CB Commercial Real Estate Group, Inc.
  ===========================================================================


The market extracted overall rates indicate a range from a low of 10.70% to a high of 10.99% with a central tendency of 10.84%. These overall rates coincide with the rates indicated by CB Commercial's National Investor Survey.

Based upon this survey and the factors discussed above, an 10.5% overall capitalization rate (towards the middle of the range) appears to be appropriate for the subject property.

Direct Capitalization Summary

A summary of the direct capitalization method as applied to the subject property is illustrated in the following table:

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

    =====================================================================
                                 KINGSTON PLAZA
                          DIRECT CAPITALIZATION SUMMARY
    ---------------------------------------------------------------------
                          Category             Total          P.S.F.
    ---------------------------------------------------------------------
    Income
        Total Market Rent                     $ 395,574         $  6.10
        Recovery Income                         103,037            1.59
                                                -------            ----
        Gross Rental Income                   $ 498,611          $ 7.69
          Less: Vacancy and Credit Loss         ( 9,049)         (0.14)
          Plus: Other Income                          0            0.00
          Plus: Percentage Rents              $  20,500            0.32
                                            -----------            ----
         Effective Gross Income               $ 510,062         $  7.87

    Expenses
         Common Area Maintenance (CAM)        ( 55,688)          (0.86)
         Real Estate Taxes                    ( 50,683)          (0.78)
         Insurance                            (  9,113)          (0.14)
         Management Fees                      ( 15,302)          (0.24)
         Replacement Reserves                  ( 6,482)          (0.10)
                                          -------------          ------
         Total Expenses                     $ (137,268)        $ (2.12)
           OER                                      27%

    Net Operating Income                      $ 372,794         $  5.75
         CAPITALIZATION OF NOI:
         @10.5%                             $ 3,550,419        $  54.77

    Reconciled Value                        $ 3,550,000        $  54.76
    ---------------------------------------------------------------------
    Compiled by: CB Commercial Real Estate Group, Inc.
    =====================================================================

The concluded market value of the subject property, based on the direct capitalization method, is $3,550,000.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS

Our DCF assumptions are summarized as follows. Most of the following assumptions have been discussed and supported within prior sections of the report. A discussion of the discount rate, terminal capitalization rate and holding period follow the assumptions summarized below.

================================================================================
                   SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS
                                  THIRD AVENUE
--------------------------------------------------------------------------------
  General Assumptions
      Start Date                                      June 1, 1996
      Terms of Analysis                                 10 years
      Basis (Calendar/Fiscal)                            Fiscal
      Software                                       Project + Plus
  Growth Rate Assumptions
      Expenses                                            3.0%
      Market Rent                                         3.0%
      Real Estate Taxes                                   1.0% in Yr 1,
                                                          2.0% in Yr 2,
                                                          3.0% in Yr 3 and
                                                       thereafter
      Inflation (CPI)                                     3.0%
  Market Rent Assumptions
      Anchor                                          $ 6.00 (NNN)
      Satellite                                       $ 7.50 (NNN)
  Leasing Assumptions
      Lease Term                                         5 Years
      Renewal Probability                                  50%
      Weighted Average of:
        Tenant Improvements                               $0.00
        Months of Free Rent                                 0
        Leasing Commissions (Cashed-Out)                  4.5%
        Down Time Between Leases                        6 Months

  Tenant Assumptions
                                                   Existing tenant leases were
                                                   entered at contract rent and
                                                   terms. Speculative renewals
                                                   assume tenants will pay base
                                                   rent plus their pro rata
                                                   share of CAM, real estate
                                                   taxes and insurance.
                                                   Contractual recoveries were
                                                   input into the model per
                                                   their respective leases.

  Miscellaneous Assumptions
      Credit Loss                                         2.0%
      Avg. Occupancy Over Projection Period                98%
      Structural Maintenance/ Reserves ($/SF)            $ 0.10

  Financial Assumptions
      Discount Rate (IRR)                                12.50%
      Terminal Overall Capitalization Rate (RO)          11.00%
      Costs of Sale                                       2.00%
--------------------------------------------------------------------------------
Source:  CB Commercial Real Estate Group, Inc.
================================================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNT RATE ANALYSIS

A discount rate is a rate of return on capital utilized to capitalize future payments or receipts to present value. It is based on the time value of money concept. For appraisal purposes, the rate used to convert income to property value should represent the annual rate of return necessary to attract investment capital. The rate is influenced by many considerations, including the degree of apparent risk, market attitudes with respect to future inflation, the prospective rates of return for alternative investment opportunities, supply of and demand for mortgage funds, and the availability of tax shelters. Because rates of return used in income capitalization represent prospective rates, as distinguished from historical rates, special consideration is given to market perceptions of risk and changes in purchasing power.

Although it is not possible to prove conclusively the suitability of a particular rate of return on the basis of market evidence, the chosen rate should be consistent with the available evidence. Rate selection requires judgment and knowledge concerning prevailing market attitudes and economic indicators. Both the discount rate and the reversionary capitalization rate must reflect the relative risk perceived by investors for the specific market being studied. Generalities must be avoided. To determine such rates, we have used surveys of real estate investors analyzed and adjusted for comparative returns found in the capital markets.

National investor surveys include data on investors operating regionally and nationally, such as representatives of insurance companies, commercial banks, pension funds, investment banking firms, syndication firms, and investment advisory firms. Such companies invest in all types of properties, including office buildings, retail shopping centers, hotels, apartment complexes, and industrial facilities. These surveys are valuable for determining general parameters but must be honed to the local market.

Based on surveys from CB Commercial Real Estate Group Inc. for the first quarter 1996, investment criteria for numerous market participants including investors that would be in competition for acquiring a property such as the subject are illustrated below.

  ============================================================================
                     FIRST QUARTER 1996 NATIONAL INVESTOR SURVEY
                         CLASS B COMMUNITY SHOPPING CENTERS
  ============================================================================
    TYPE OF FIRM      OVERALL CAP. RATES        GENERAL    DISCOUNT  REAL RATE
                                               INFLATION     RATE    OF RETURN
                   ------------------------
                     GOING-IN    TERMINAL                    (IRR)     (RRR)
  ============================================================================
  Range:              9-11.5      10-12           2-4       12-14.5    9.5-11
  Average              10.3        10.8           3.1         13.1      10.1
  ============================================================================
  Change from           -20        +10            -40         +50       +190
   3rd Qtr Survey
  ============================================================================
  Source:  CB Commercial Real Estate Group Inc. - 1st Quarter 1996

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


We have surveyed national real estate investors for their investment criteria when purchasing real estate such as the subject. Investor expectations for inflation range from 2% to 4%, with an average of 3.1%. We have selected an inflation rate for our analysis of 3.0%. The discount rate reflects the quality and duration of the income stream as well as the physical and locational characteristics of the property. As discussed within the overall rate section, the tenant mix at the subject center is considered to be good for the area with mostly regional tenants. Moreover, lease expiration is fairly even throughout the holding period which reduces risk. The center is currently 100% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional Community center of average quality and in average overall condition. In addition, the subject is situated in an average retail location with relatively low volumes of traffic.

In general, the discount rate (IRR) is comprised on a safe rate (usually Treasuries) and a risk premium. The risk premium is difficult to quantify but with sound logic a reasonable rate can be ascertained. The chart presented below graphically depicts real estates position within the risk/reward graph.

                    INVESTOR RISK VERSUS RETURN REQUIREMENTS

   Anticipated Return
                                                                  _ Real Estate

                                                   _ Common Stocks

                                        _  Corporate
                                        Bonds

                               _  Mortgage Backed
                                  Securities

                  _ Municipal Bonds

        _ T - Bills

                                                                  Riskless Rate

   -----------------------------------------------------------------------------
   Perceived Level of Risk

US Treasury notes and bonds are considered risk free since they are backed by the United States government. Their rates only fluctuate with perceived inflation. The use of this, or any short term investment including the prime rate or LIBOR is meaningless when compared to an investment with a 10 year holding period. Accordingly, as a starting point, we only considered

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

risk free or nearly risk free investments with a maturity of 10 years. These include Treasuries, corporate bonds and municipal bonds. Adjusted for daily fluctuations, these debt offerings are yielding 5.59% to 8.25%. Mortgaged backed securities generally tend to fall above these instruments. The next layer of risk would include debt rated as low as BBB. These notes are yielding as much as 10%. Long-term mortgages are also yielding over 10% considering the mortgage constant on a note priced at 250 to 300 basis points over comparable Treasuries. Riskier investments such as junk bonds vary widely from 12% to 22% on an unleveraged basis. Real estate, as indicated on the chart above falls between common stock (10%) and junk bonds (16%). To eliminate the burden of illiquidity, REIT's and similar investments are being created. They represent a quasi-real estate opportunity. REIT's are currently providing dividends ranging from 6% to 8% but offer potential yields of 15% to 20%

Various financial instruments are yielding between 5.59% and 8.25% depending upon the type of investment as indicated on the chart below based on data obtained from the Federal Reserve Statistical Release for the week ending May 17, 1996. It should be noted that over the past year we have witnessed an increase in the interest rate of all of the following instruments.

     ===================================================================
     INSTRUMENT                                                RATE
     -------------------------------------------------------------------
     Prime Rate                                               8.25%
     -------------------------------------------------------------------
     Municipal Bonds                                          5.96%
     -------------------------------------------------------------------
     Short-Term Treasury Securities (1 year)                  5.59%
     -------------------------------------------------------------------
     Long Term Treasury Securities (10 years)                 6.68%
     -------------------------------------------------------------------
     Corporate Aaa Bonds (10+ years)                          7.57%
     -------------------------------------------------------------------
     Corporate Baa Bonds (10 + years)                         8.25%
     ===================================================================

The risk premium is the rate added to Treasuries to account for illiquidity, the capital markets and the economy. Whether the risk premium decreases in the near term is dependent solely on inflation, the growth of the economy and capital markets. During 1995, the Federal Reserve decreased interest rates in order to stimulate a sluggish economy. The low rates have continued during the early portion of 1996, however, have recently begun to ascend. Over the longer term, as the existing supply of space is absorbed, the risk premium will decrease.

Based on the above, we feel that the current required rate of return (IRR) for the subject would fall slightly below the middle of the range at 12.5%. This reflects the quality, quantity and cash flow risk associated with the subject property. As such, we have utilized a discount rate of 12.5% in our analysis.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

TERMINAL RATE

To estimate the appropriate terminal capitalization rate, we have considered the rates reflected in the investment criteria outlined above for both going-in and terminal capitalization. Typically, under stable market conditions, the terminal capitalization rate will be greater than the going-in rate to reflect the risk associated with the holding period. Typically 50 to 100 basis points are added on to the going-in cap rate under stable market conditions to account for the additional risk. Furthermore, our national investor survey also indicated an average terminal capitalization 50 basis points greater than the going-in rate.

It is evident by historical and current performance of the center and it is our opinion that the subject property will encounter average-to-good market acceptance in the future. It is our opinion that a terminal capitalization rate of 11.0% is the most appropriate for the subject property.

A 2% deduction for costs of sale has been utilized to reflect the net reversionary value.

HOLDING PERIOD

To apply the discounted cash flow analysis, an estimate must be made of the appraised property's holding period based on typical investors' motives in the local market. Historical investment holding periods of similar shopping centers typically have ranged from 10 to 15 years. A 10- to 15- year holding period was analyzed to test the property's sensitivity to roll-overs. A 10-year holding period was selected.

Our discounted cash flow analysis is presented on the following page.

--------------------------------------------------------------------------------

                         Kingston Plaza Shopping Center
                                Cash Flow Report


Building Size                 64,824      Reconciled Value              $3,282
Cost of Sales                 2.000%      Value per SF                  $50.63
Hold Period (Years)           10          % Residual of Recon. Val       34.3%
Reduce Residual by Cap Exp    Yes         Direct Cap Rate               11.00%
Residual Discount Rate        12.50%      Direct Cap Value              $3,388

                                          -----------------------------------------------------------------------------------------
Compounded Ann.                              1996        1997       1998       1999       2000       2001       2002        2003
   Ave. Growth                            -----------------------------------------------------------------------------------------

        0.56%  BASE RENT                   395,574     411,979    412,814    411,333    414,966    408,416    405,136     418,729
          N/A    Free Rent                       0           0          0          0          0          0          0           0
        3.89%    Expense Recoveries        103,037     115,239    118,081    120,838    124,934    127,824    133,423     140,730
        5.20%    Percentage Rent            20,500      21,710     22,944     24,203     25,487     26,797     23,330      33,137
-------------                             -----------------------------------------------------------------------------------------
        1.51%  GROSS INCOME                519,111     548,928    553,839    556,374    565,387    563,037    561,889     592,596
        1.15%    Credit/Vacancy Loss        (9,049)     (9,176)    (9,245)    (9,356)    (9,465)    (9,381)    (9,825)    (10,063)
          N/A    Miscellaneous Incomes           0           0          0          0          0          0          0           0
-------------                             -----------------------------------------------------------------------------------------
        1.52%  EFFECTIVE GROSS INCOME      510,062     539,752    544,594    547,018    555,922    553,656    552,064     582,533
-------------
        2.76%  TOTAL EXPENSES              137,349     141,099    144,694    148,618    152,851    156,869    161,029     166,276
-------------                             -----------------------------------------------------------------------------------------
        1.02%  NET OPERATING INCOME        372,713     398,653    399,900    398,400    403,071    396,787    391,035     416,257
          N/A    Commissions                14,396           0          0      8,810          0     15,032     29,526           0
          N/A    Tenant Improvements             0           0          0          0          0          0          0           0
          N/A    Capital Additions               0           0          0          0          0          0          0           0
-------------                             -----------------------------------------------------------------------------------------
          N/A  TOTAL DEDUCTIONS             14,396           0          0      8,810          0     15,032     29,526           0
-------------                             -----------------------------------------------------------------------------------------
        0.98%  CASH FLOW                   358,317     398,653    399,900    389,590    403,071    381,755    361,509     416,257
-------------
               TOTAL CASH FLOW             398,653     399,900    389,590    403,071    381,755    361,509    416,257     389,949
                                          -----------------------------------------------------------------------------------------
                 Debt Service                  N/A         N/A        N/A        N/A        N/A        N/A        N/A         N/A
                                          -----------------------------------------------------------------------------------------
               CASH FLOW AFTER DEBT        358,317     398,653    399,900    389,590    403,071    381,755    361,509     416,257
                                          -----------------------------------------------------------------------------------------
               CUMULATIVE SURPLUS              N/A         N/A        N/A        N/A        N/A        N/A        N/A         N/A

                                          =========================================================================================
               --------------------------------------------------------------------------------------------------------------------
               Implied Overall Rate         11.36%      12.15%     12.19%     12.14%     12.28%     12.09%     11.92%      12.68%

               Cash on Cash Return          10.92%      12.15%     12.19%     11.87%     12.28%     11.63%     11.02%      12.68%
               ====================================================================================================================

                           ------------------------------
                               2004       2005       2006
                           ------------------------------

BASE RENT                   409,971    424,751    418,201
  Free Rent                       0          0          0
  Expense Recoveries        142,452    149,299    150,920
  Percentage Rent            33,436     33,730     34,019
                           ------------------------------
GROSS INCOME                585,859    607,780    603,140
  Credit/Vacancy Loss        (9,946)   (10,282)   (10,147)
  Miscellaneous Income            0          0          0
                           ------------------------------
EFFECTIVE GROSS INCOME      575,913    597,498    592,993
                           ------------------------------
TOTAL EXPENSES              170,540    175,788    180,388
                           ------------------------------
NET OPERATING INCOME        405,373    421,710    412,605
  Commissions                15,424          0     17,730
  Tenant Improvements             0          0          0
  Capital Additions               0          0          0
                           ------------------------------
TOTAL DEDUCTIONS             15,424          0     17,730
                           ------------------------------
CASH FLOW                   389,949    421,710    394,875
                           ------------------------------
TOTAL CASH FLOW             421,710    394,875
                           ------------------------------
  Debt Service                  N/A        N/A
                           ------------------------------
CASH FLOW AFTER DEBT        389,949    421,710    394,875
                           ------------------------------
CUMULATIVE SURPLUS              N/A        N/A        N/A
                           ==============================

---------------------------------------------------------
Implied Overall Rate         12.35%     12.85%     12.57%

Cash on Cash Return          11.88%     12.85%     12.03%
=========================================================

[GRAPH OMITTED - NOI and CF Trends, 1996-2006]

-------------------------------------------------------
             Sale/Yield Matrix (000's)
                Terminal Cap Rate
             ------------------------------------------
Disc Rate    10.25%       10.50%      10.75%     11.00%
-------------------------------------------------------
11.00%        3,405        3,378       3,352      3,327
             ------------------------------------------
11.25%        3,356        3,329       3,304      3,279
             ------------------------------------------
11.50%        3,308        3,282       3,257      3,233
             ------------------------------------------
11.75%        3,261        3,235       3,211      3,187
             ------------------------------------------
12.00%        3,215        3,189       3,165      3,142
             ------------------------------------------
12.25%        3,169        3,145       3,121      3,099
-------------------------------------------------------
-------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW CONCLUSION

We used "PRO-JECT +plus" computer software to create a cash flow model for a long term hold. Reference is made to the "Annual Cash Flow Report", generated by the Pro-ject software, on the previous page which provides a summary of cash flow from all sources. We utilized a 10-year holding period and have discounted the cash flow on a fiscal year basis from 1997 to 2006. The cash flow incorporates the terms of existing leases during the analysis period and our assumptions regarding the lease-up of vacant space. It also calculates renewal rentals when leases expire based on current market rent escalated at a growth factor. In addition, a forecast was made for 15 years to check for any irregularities in the income stream which may artificially affect the reversionary sale price. It should be noted that based on our analysis of the extended holding period indicated that there was no irregularities. We capitalized the 11th year net operating income to determine the reversionary value at the end of year 10.

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The preceding analysis indicates the following conclusions:

        ==========================================================
                  INCOME CAPITALIZATION APPROACH VALUES
        ----------------------------------------------------------
        Method                                   Indicated Value
        ----------------------------------------------------------
        Direct Capitalization                      $ 3,550,000
        Discounted Cash Flow                       $ 3,300,000
        ----------------------------------------------------------
        Source: CB Commercial Real Estate
        ==========================================================

Greater emphasis is placed on the DCF analysis because it is the method likely to be used by a typical investor. As a result, based on the Income Capitalization Approach, CB Commercial concludes a value estimate for the subject property of $3,300,000. This equates to $50.91 per rentable square foot.

--------------------------------------------------------------------------------

                                   CONCLUSION

================================================================================
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

                             RECONCILIATION OF VALUE

CB Commercial was instructed to estimate the market value of the leased fee interest in the subject property. The value conclusions for each applicable approach are summarized below.


      ===============================================================
                          SUMMARY OF VALUE CONCLUSIONS
      ---------------------------------------------------------------
      Cost Approach                                         N/A
      Sales Comparison Approach                         $ 3,400,000
      Income Capitalization Approach                    $ 3,300,000
      ---------------------------------------------------------------
      Source: CB Commercial Real Estate Group, Inc.
      ===============================================================

The Income Capitalization Approach is considered the most persuasive method for valuing the subject property. This approach is predicated on the principle of anticipated economic benefits and, therefore, best reflects the investment characteristics of the subject. Properties such as the subject are typically purchased by investors; thus, this approach must closely parallels the anticipated analysis that would be employed by the most typical purchaser. Since the subject property has a number of existing leases with a variety of terms, the DCF technique best models the future cash flow stream to a prospective buyer.

The Sales Comparison Approach is predicated on the principle that an investor would pay no more for an existing property than for a comparable property with similar utility. This approach is contingent on the reliability and comparability of available data. The data developed was considered sufficiently reliable to reach a value conclusion by the Sales Comparison Approach. However, due to the lack of truly comparables sales in recent years, this method is given secondary consideration in the reconciliation.

The Cost Approach is predicated on the principle that an investor would pay no more for an existing property than it would cost to acquire land and construct a building with similar utility. Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Furthermore, due to the age of the subject and current market conditions, accrued depreciation would be substantial and difficult to estimate. An investor would not use the Cost Approach due to the imprecise nature of estimating the accrued physical, functional, or external depreciation affecting the improvements. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.

--------------------------------------------------------------------------------

================================================================================
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

The final value conclusion and the approaches relied upon give strong consideration to the market behavior of the typical buyer and current market environment for the property appraised.

Based on the foregoing analysis, it is concluded that the market value of the leased fee interest in the subject property, subject to the assumptions and limiting conditions, as of May 15, 1996, is:

                  THREE MILLION THREE HUNDRED THOUSAND DOLLARS
                                  ($ 3,300,000)

This value is subject to all of the assumptions and limiting conditions stated throughout the report, including specific assumptions and limiting conditions.

--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to total that would adversely affect marketability or value. CB Commercial is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Commercial, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. It is assumed that improvements have been constructed or will be constructed according to approved architectural plans and specifications and in conformance with recommendations contained in or based upon any soils report(s).

      Unless otherwise specifically noted in the body of this report, it is assumed: that any existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are, or will be upon completion, in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that it or they will withstand any known elements such as windstorm, hurricane, tornado, flooding, earthquake, or similar natural occurrences; and, that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Commercial professionals are not engineers and are not competent to judge matters of an engineering nature. CB Commercial has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Commercial by ownership or management; CB Commercial inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Commercial was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Commercial reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Commercial has no knowledge of the existence of such materials on or in the property. CB Commercial, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

      We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Commercial. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.

--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Commercial has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Commercial reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Commercial of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Commercial will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CB Commercial assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CB Commercial is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Commercial does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Commercial.

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Commercial to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Unless otherwise noted in this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CB Commercial nor may this report or copies hereof be transmitted to third parties without said consent, which consent CB Commercial reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express

--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

      written consent of CB Commercial which consent CB Commercial reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Commercial shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area have been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Commercial unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Commercial assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Commercial assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CB Commercial assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Not withstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Commercial has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Commercial has no specific information relating to this issue, nor is CB Commercial qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.

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================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

24. For our analysis, we have relied on the information provided by the detailed rent roll and information provided by the subject leasing agent. We have assumed all information is correct. Furthermore, we have assumed all leases out for signature will be returned signed, and executed as of the date indicated to us by the leasing agent. We reserve the right to amend this appraisal should any of this information be later found to be incorrect.

--------------------------------------------------------------------------------

                                     ADDENDA

================================================================================
                                                                         ADDENDA
--------------------------------------------------------------------------------

                                     ADDENDA

--------------------------------------------------------------------------------

================================================================================
                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

                                   ADDENDUM A

--------------------------------------------------------------------------------

================================================================================
                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

                                GLOSSARY OF TERMS

assessed value Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

cash equivalency The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract, coupon, face, or nominal rent The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

coupon rent
  See  Contract, Coupon, Face, or Nominal Rent

effective rent 1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ** 2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

face rent
  See  Contract, Coupon, Face, or Nominal Rent

fee simple estate Absolute ownership unen-cumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. **

floor area ratio (FAR) The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. **

full service lease  A lease in which rent covers all operating expenses.
  Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

gross building area (GBA) The sum of all areas at each floor as measured to the exterior walls.

insurable value Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

investment value Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be established by an expert on real estate and its value, that is, an appraiser. +

leased fee
  See leased fee estate

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================================================================================
                                                               GLOSSARY OF TERMS
--------------------------------------------------------------------------------

leased fee estate An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.**

leasehold
  See leasehold estate

leasehold estate The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.**

load factor The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

market value "as if complete" on the appraisal date Market value as if complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

market value "as is" on the appraisal date Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

market value Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.***

marketing period The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. **

net lease Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA)  1) The area on which rent is computed. 2) The Rentable
  Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

nominal rent
  See  Contract, Coupon, Face, or Nominal Rent

prospective future value "upon completion of construction" Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value estimate at this stage is stated in current dollars unless otherwise indicated.

prospective future value "upon reaching stabilized occupancy" Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all

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================================================================================
                                                               GLOSSARY OF TERMS
--------------------------------------------------------------------------------

  improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value estimate at this stage is stated in current dollars unless otherwise indicated.

reasonable exposure time The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market. **

rent
  see
  full service lease
  net lease
  contract, coupon, face, or nominal rent
  effective rent

shell space Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

Usable Area 1) The area actually used by individual tenants. 2) The Usable Area of an office is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

use value  Use value is a concept based on the productivity of an economic good.
  Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale. +

value appraised During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time. See also market value "as is" on the appraisal date

market value "as if complete" on the appraisal date

prospective future value "upon completion of construction"

prospective future value "upon reaching stabilized occupancy"

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================================================================================
                                               ADDENDUM B ADDITIONAL PHOTOGRAPHS
--------------------------------------------------------------------------------

                                   ADDENDUM B
                             ADDITIONAL PHOTOGRAPHS

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================================================================================
                                               ADDENDUM B ADDITIONAL PHOTOGRAPHS
--------------------------------------------------------------------------------

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                                [GRAPHIC OMITTED]


                          LOOKING EAST ON THIRD AVENUE
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                                [GRAPHIC OMITTED]


                          LOOKING WEST ON THIRD AVENUE
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================================================================================
                                            ADDENDUM C IMPROVED COMPARABLE SALES
--------------------------------------------------------------------------------

                                   ADDENDUM C
                            IMPROVED COMPARABLE SALES

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                                                                     RETAIL SALE
================================================================================

Location Data
     Property Name:                         15th & Allen Street Shopping Center
     Location:                              1401-1451 Allen Street
     City:                                  Allentown
     County:                                Lehigh
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               G9SW3A-14-4
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Neighborhood
     Land Area:                             4.12 Acres
     Excess Land:                           None
     Gross Leasable Area:
       Anchors:
          Laneco Supermarket                25,000 SF
        Local Tenant GLA:                   21,503 SF
        Anchor Tenant GLA:                  25,000 SF
        Total GLA:                          46,503 SF
        GLA Purchased:                      46,503 SF
     Year Built:                            1950
     Parking:                               Adequate
     Condition:                             Average
     Exterior Walls:                        Masonry

Sale Data
     Transaction Type:                      Sale
     Date of Transaction:                   01/96
     Marketing Time:                        N/A
     Grantor:                               Carriage Associates L.P.
     Grantee:                               Allenbeth Associates L.P.
     Document No.:                          1558/220
     Sale Price:                            $4,242,000
     Financing:                             Market Terms
     Cash Equivalent Price:                 $4,242,000
     Required Capital Cost:                 $0
     Adjusted Sales Price:                  $4,242,000
     Verification:                          Public Records

Financial Data
     Assumptions & Forecast:                Buyer
     Occupancy at Sale:                     100
     Existing or Pro Forma Income:          N/A
                                            TOTAL          P.S.F.
                                            -----          ------
     Potential Gross Income:                N/A            N/A
     Vacancy and Credit Loss:               N/A            N/A
     Effective Gross Income:                N/A            N/A
     Expenses:                              N/A            N/A
     Net Operating Income:                  $462,049       $9.94

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

     Buyers Underwriting Criteria:
     Overall Capitalization Rate (OAR):    10.89 %
     Projected IRR:                        N/A
     Effective Gross Multiplier (EGIM):    N/A
     Operating Expense Ratio (OER):        N/A %
     Price Per Square Foot:                $91.22

Comments
     The 15th and Allen Street shopping center is a one-story neighborhood retail center located on the corner of 15th and Allen Streets in Downtown Allentown. This property is anchored by a Laneco Supermarket which occupies an estimated 25,000 square feet with the balance of the rentable area, 21,503 square feet allocated to 12 other satellite tenants. This center was built in the 1950's, however, it has undergone significant renovations since that time. Currently, the property is in average condition. At the time of sale, the property was 100% occupied.

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                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
     Property Name:                         Stefco Shopping Center
     Location:                              Stefco Boulevard
     City:                                  Bethlehem
     County:                                Northampton
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N7SW1B-3-l
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Community
     Land Area:                             10.27 Acres
     Excess Land:                           None
     Gross Leasable Area:
       Anchors:
        Laneco Supermarket                  65,000 SF
       Local Tenant GLA:                    69,446 SF
       Anchor Tenant GLA:                   65,000 SF
       Total GLA:                           134,446 SF
       GLA Purchased:                       134,446 SF
     Year Built:                            1965
     Parking:                               Adequate
     Condition:                             Average
     Exterior Walls:                        Masonry

Sale Data
     Transaction Type:                      Sale
     Date of Transaction:                   01/96
     Marketing Time:                        N/A
     Grantor:                               Carriage Associates L. P.
     Grantee:                               Allenbeth Associates L. P.
     Document No.:                          1996-1/4082
     Sale Price:                            $5,618,000
     Financing:                             Market Terms
     Cash Equivalent Price:                 $5,618,000
     Required Capital Cost:                 $0
     Adjusted Sales Price:                  $5,618,000
     Verification:                          Public Records

Financial Data
     Assumptions & Forecast:                Buyer
     Occupancy at Sale:                     95.2%
     Existing or Pro Forma Income:          N/A
                                                  TOTAL          P.S.F.
                                                  -----          ------
     Potential Gross Income:                        N/A             N/A
     Vacancy and Credit Loss:                       N/A             N/A
     Effective Gross Income:                        N/A             N/A
     Expenses:                                      N/A             N/A
     Net Operating Income:                     $617,577           $4.59

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                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
      Buyers Underwriting Criteria:
      Overall Capitalization Rate (OAR):    10.99 %
      Projected IRR:                        N/A
      Effective Gross Multiplier (EGIM):    N/A
      Operating Expense Ratio (OER):        N/A %
      Price Per Square Foot:                $41.79

Comments
      The Stefco shopping center is a one-story community retail center located on Stefco Boulevard in Bethlehem. This property is anchored by a Laneco Supermarket which occupies an estimated 65,000 square feet with the balance of the rentable area, 69,446 square feet allocated to 21 other satellite tenants. This center was built in 1965, however it has undergone significant renovations in 1988. Currently, the property is in average condition. At the time of sale the property was 95.2% occupied.

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                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
     Property Name:                 MacArthur Plaza Shopping Center
     Location:                      2419 MacArthur Road (N/E/C Schadt Avenue)
     City:                          Whitehall Township
     County:                        Lehigh
     State/Zip:                     Pennsylvania
     Assessor's Parcel No(s):       F9SW2-3-2
     Atlas Reference:               N/A

Physical Data
     Type:                          Neighborhood
     Land Area:                     2.20 Acres
     Excess Land:                   None
     Gross Leasable Area:
       Anchors:
          Staples                   19,200 SF
          Blockbuster Video         6,930 SF
          Bell Atlantic             3,470 SF
        Local Tenant GLA:           N/A
        Anchor Tenant GLA:          29,600 SF
        Total GLA:                  29,600 SF
        GLA Purchased:              29,600 SF
     Year Built:                    1988
     Parking:                       Adequate
     Condition:                     Average
     Exterior Walls:                Masonry

Sale Data
     Transaction Type:              Sale
     Date of Transaction:           10/95
     Marketing Time:                N/A
     Grantor:                       P & D Schweitzer
     Grantee:                       Allentown Power Center L.P.
     Document No.:                  1553/1123
     Sale Price:                    $3,831,667
     Financing:                     Cash to Seller
     Cash Equivalent Price:         $3,831,667
     Required Capital Cost:         $0
     Adjusted Sales Price:          $3,831,667
     Verification:                  Public Records

Financial Data
Assumptions & Forecast:             Buyer
Occupancy at Sale:                  100%
Existing or Pro Forma Income:       N/A
                                          TOTAL           P.S.F.
                                          -----           ------
     Potential Gross Income:           $495,121           $16.73
     Vacancy and Credit Loss:               N/A              N/A
     Effective Gross Income:           $495,121           $16.73
     Expenses:                          $82,999            $2.80
     Net Operating Income:             $412,122           $13.92

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                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
       Buyers Underwriting Criteria:
       Overall Capitalization Rate (OAR):    10.76 %
       Projected IRR:                        N/A
       Effective Gross Multiplier (EGIM):    7.74
       Operating Expense Ratio (OER):        16.76 %
       Price Per Square Foot:                $129.45

Comments
      The MacArthur Plaza shopping center is a one-story neighborhood retail center located on MacArthur Road in Whitehall Township. This property is anchored by Staples which occupies 19,200 square feet with the balance of the rentable area, 10,400 square feet allocated to 2 other satellite tenants. This center was built in 1988 and is currently in average condition. At the time of sale, the property was 100% occupied.

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                                  CB COMMERCIAL

                                                                     RETAIL SALE
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Location Data
     Property Name:                   Columbia Mall
     Location:                        N/E/Quadrant Of Route 42 @ Interstate 80
     City:                            Bloomsburg
     County:                          Columbia
     State/Zip:                       Pennsylvania
     Assessor's Parcel No(s):         18.2-48-3
     Atlas Reference:                 N/A

Physical Data
     Type:                            Community
     Land Area:                       48.69 Acres
     Excess Land:                     None
     Gross Leasable Area:
   Anchors:
     Hills                            80,000 SF
     Sears                            64,264 SF
     The Bon Ton                      45,000 SF
     J.C. Penny                       34,076 SF
   Local Tenant GLA:                  128,024 SF
   Anchor Tenant GLA:                 223,340 SF
   Total GLA:                         351,364 SF
   GLA Purchased:                     351,364 SF
   YearBuilt:                         1988
   Parking:                           Adequate
   Condition:                         Good
   Exterior Walls:                    Masonry

Sale Data
     Transaction Type:                Sale
     Date of Transaction:             07/95
     Marketing Time:                  N/A
     Grantor:                         C.M. Group Trust
     Grantee:                         MDC Investment Property-1, LLC
     Document No.:                    601/538
     Sale Price:                      $27,650,000
     Financing:                       Cash to Seller
     Cash Equivalent Price:           $27,650,000
     Required Capital Cost:           $0
     Adjusted Sales Price:            $27,650,000
     Verification:                    Public Records

Financial Data
Assumptions & Forecast:               Buyer
Occupancy at Sale:                    96%
Existing or Pro Forma Income:         N/A
                                           TOTAL          P.S.F
                                           -----          -----
     Potential Gross Income:                 N/A            N/A
     Vacancy and Credit Loss:                N/A            N/A
     Effective Gross Income:                 N/A            N/A
     Expenses:                               N/A            N/A
     Net Operating Income:            $2,958,500          $8.42

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                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
      Buyers Underwriting Criteria:
      Overall Capitalization Rate (OAR):    10.70 %
      Projected IRR:                        N/A
      Effective Gross Multiplier (EGIM):    N/A
      Operating Expense Ratio (OER):        N/A %
      Price Per Square Foot:                $78.69

Comments
      The Columbia Mall is a single-story retail center located off or Interstate 80 at Route 42 in Bloomsburg, Pennsylvania. This property is anchored by Hills which occupies 80,000 square feet as well as junior-anchors Sears (64,264 SF), The Bon Ton (45,000 SF), and J.C. Penny (34,076 SF). The balance of the rentable area 128,024 square feet allocated to numerous other satellite tenants. This center was built in 1988 and is currently in average condition. At the time of sale, the property was approximately 96% occupied with 13,000 square feet vacant. Retail sales for the center in 1994 reportedly averaged $165.00/SF, up 5.8% from the previous year.

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                                  CB COMMERCIAL

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                                                   ADDENDUM D RENTAL COMPARABLES
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                                   ADDENDUM D
                               RENTAL COMPARABLES

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                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:                         Birney Plaza
     Location:                              N/S Route 11
     City:                                  Moosic
     County:                                Lackawanna
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N/A
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Community
     Gross Leaseable Area:                  212,057 SF
     Year Built:                            1972
     Exterior Walls:                        Brick Veneer
     Condition:                             Average
     Anchor Tenant:                         K-Mart
     Parking:                               Adequate

Lease Data
     Occupancy:
       Local:                               100%
       Overall:                             100%
     Typical Size:                          2,000 SF
     Term:                                  3-5 years
     Base Rent Per Square Foot:             $3.00-$10.50
     Rent Escalations:                      Various
     Basis:                                 N/A
     Expense Pass-Through:                  CAM, Tax, Insur
     Free Rent (months):                    Minimal
     Tenant Improvement:                    Minimal
     Leasing Agent:                         Mark Centers Trust
     Phone No.:                             ( ) -
     Survey Date:                           N/A

Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
--------------------------------------------------------------------------------
9/95   4,000   Everything $0.9  $7.00  N/A    None     flat                 3.00
--------------------------------------------------------------------------------
7/93   4,000   Mattress Man     $9.00  N/A    None     Step-up to $10/      5.00
--------------------------------------------------------------------------------

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
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Comments

      One story shopping center currently 100% leased. The most recent leases include terms for 3 and 5 years. Construction quality is average and typical of other retail centers in the area.

                               [GRAPHIC OMITTED]

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
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Location Data
Property Name:                         Kingston Plaza
Location:                              S/S Third Avenue East Of Pierce Street
City:                                  Kingston
County:                                Luzerne
State/Zip:                             Pennsylvania
Assessor's Parcel No(s):               N/A
Atlas Reference:                       N/A

Physical Data
Type:                                  Neighborhood
Gross Leaseable Area:                  64,824 SF
Year Built:                            1982
Exterior Walls:                        Brick Veneer
Condition:                             Average
Anchor Tenant:                         Price Chopper
Parking:                               Adequate

Lease Data
     Occupancy:
      Local:                           100%
      Overall:                         100%
     Typical Size:                     2,000 SF
     Term:                             3-5 years
     Base Rent Per Square Foot:        $5.50-$10.50
     Rent Escalations:                 Various
     Basis:                            N/A
     Expense Pass-Through:             CAM, Tax, Insur
     Free Rent (months):               Minimal
     Tenant Improvement:               Minimal
     Leasing Agent:                    Mark Centers Trust
     Phone No.:                        ( ) -
     Survey Date:                      N/A

Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
================================================================================
09/95  6,500   The Everything   $5.50  N/A    None     $950 step in ye     1.30
--------------------------------------------------------------------------------

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
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Comments

      One story shopping center currently 100% leased. The most recent lease includes a term for 1 year and 3 months. Additionally, the tenant has a percentage rent clause of 3.0% over a breakpoint of $1,191,660. Construction quality is average and typical of other retail centers in the area.

                               [GRAPHIC OMITTED]

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
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Location Data
     Property Name:                         Mark Plaza
     Location:                              N/S Route 11
     City:                                  Edwardsville
     County:                                Luzerne
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N/A
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Community
     Gross Leaseable Area:                  176,786 SF
     Year Built:                            1967
     Exterior Walls:                        Brick Veneer
     Condition:                             Average
     Anchor Tenant:                         K-Mart
     Parking:                               Adequate

Lease Data
    Occupancy:
      Local:                                91.7%
      Overall:                              9l.7%
     Typical Size:                          2,000 SF
     Term:                                  3-5 years
     Base Rent Per Square Foot:             $1.95-$11.50
     Rent Escalations:                      Various
     Basis:                                 N/A
     Expense Pass-Through:                  CAM, Tax, Insur
     Free Rent (months):                    Minimal
     Tenant Improvement:                    Minimal
     Leasing Agent:                         Mark Centers Trust
     Phone No.:                             ( ) -
     Survey Date:                           N/A

     Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
--------------------------------------------------------------------------------
10/95  3,600   Spectrum Rents   $8 00  N/A    None     Flat                 5.00
08/95  7,000   Keens Floral Fa  $8.00  N/A             Annual Step-up       5.00
07/95  3,600   Mattress Man     $11.50 N/A             Flat                 5.00

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
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Comments

      One story shopping center currently 91.7% leased. The most recent leases all include terms for 5 years. Construction quality is average and typical of other retail centers in the area.

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
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Location Data
     Property Name:                         Dunmore Plaza
     Location:                              1400 Monroe Avenue
     City:                                  Dunmore
     County:                                Lackawanna
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N/A
     Atlas Reference:                       N/A
Physical Data
     Type:                                  Neighborhood
     Gross Leaseable Area:                  45,380 SF
     Year Built:                            1967
     Exterior Walls:                        Brick Veneer
     Condition:                             Average
     Anchor Tenant:                         Price Chopper
     Parking:                               Adequate

Lease Data
     Occupancy:
      Local:                                100%
      Overall:                              100%
     Typical Size:                          2,000 SF
     Term:                                  3-5 years
     Base Rent Per Square Foot:             $6.75-$11.50
     Rent Escalations:                      Various
     Basis:                                 N/A
     Expense Pass-Through:                  CAM, Tax, Insur
     Free Rent (months):                    Minimal
     Tenant Improvement:                    Minimal
     Leasing Agent:                         Mark Centers Trust
     Phone No.:                             ( ) -
     Survey Date:                           N/A

Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
--------------------------------------------------------------------------------
4/95   1,900   Malcom's         $11.50 N/A    None     $950 Step-up in      5.00
--------------------------------------------------------------------------------
1/95   1,900   Great Wall Chin  $11.35 N/A             3.0% per year       10.00
--------------------------------------------------------------------------------
4/94   1,900   Little Caeser's  $9.25  N/A             Periodic Step-u      5.00
--------------------------------------------------------------------------------

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
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Comments

      One story shopping center currently 100% leased. The most recent leases include terms for 5 and 10 years. Construction quality is average and typical of other retail centers in the area.

                               [GRAPHIC OMITTED]

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
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Location Data
     Property Name:                         Triangle Plaza
     Location:                              Route 115
     City:                                  Wilke-Barre
     County:                                Luzerne
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N/A
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Community
     Gross Leaseable Area:                  125,000 SF
     Year Built:                            1971
     Exterior Walls:                        Brick Veneer
     Condition:                             Average
     Anchor Tenant:
     Parking:                               Adequate

Lease Data
    Occupancy:
      Local:                                100%
      Overall:                              100%
     Typical Size:                          2,000 SF
     Term:                                  3-5 years (Estimate)
     Base Rent Per Square Foot:             $9.00-$12.50 (Estimate)
     Rent Escalations:                      Various
     Basis:                                 N/A
     Expense Pass-Through:                  CAM, Tax, Insur
     Free Rent (months):                    Minimal
     Tenant Improvement:                    Minimal
     Leasing Agent:                         N/A
     Phone No.:                             ( ) -
     Survey Date:                           N/A

     Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
--------------------------------------------------------------------------------
6/95   2,400   Electronic Syst  $11.50 N/A    None     Annual %age inc      5.00
--------------------------------------------------------------------------------
3/95   2,200   TCBY             $11.00 N/A    None     Annual %age inc      5.00
--------------------------------------------------------------------------------
5/94   9,910   Party City       $11.00 N/A    None     $1.65/SF step-u     10.00
--------------------------------------------------------------------------------

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
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Comments

      One story shopping center currently 100% leased. The most recent leases include terms for 5 and 10 years. Construction quality is average and typical of other retail centers in the area.

                                [GRAPHIC OMITTED]

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
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Location Data
     Property Name:                         Gateway Plaza
     Location:                              N/S Route 11
     City:                                  Edwardsville
     County:                                Luzerne
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N/A
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Community
     Gross Leaseable Area:                  150,000 SF
     Year Built:                            1969
     Exterior Walls:                        Brick Veneer
     Condition:                             Fair
     Anchor Tenant:
     Parking:                               Adequate

Lease Data
     Occupancy:
      Local:                                65.0%
      Overall:                              65 0
     Typical Size:                          2,000 SF
     Term:                                  3-5 years
     Base Rent Per Square Foot:             $8.50-$15.50
     Rent Escalations:                      Various
     Basis:                                 N/A
     Expense Pass-Through:                  CAM, Tax, Insur
     Free Rent (months):                    Minimal
     Tenant Improvement:                    Minimal
     Leasing Agent:                         N/A
     Phone No.:                             ( ) -
     Survey Date:                           N/A

Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
--------------------------------------------------------------------------------
6/94    950    Holiday Hair     $15.48 N/A    None     Annual %age inc      3.00
--------------------------------------------------------------------------------
6/94   3,080   McKenzie         $8.50  N/A  None       Annual %age inc      3.00
--------------------------------------------------------------------------------

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
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Comments

      One story shopping center currently 65% leased. The most recent leases all include terms for 3 years. Construction quality is average and typical of other retail centers in the area.

                               [GRAPHIC OMITTED]

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
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Location Data
     Property Name:                         Pottstown Center
     Location:                              Route 663
     City:                                  Pottstown
     County:                                Montgomery
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N/A
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Community
     Gross Leaseable Area:                  171,267 SF
     Year Built:                            1976
     Exterior Walls:                        Brick Veneer
     Condition:                             Average
     Anchor Tenant:                         Wal-Mart
     Parking:                               Adequate

Lease Data
   Occupancy:
      Local:                                100%
      Overall:                              100%
     Typical Size:                          2,000 SF
     Term:                                  3-5 years
     Base Rent Per Square Foot:             $8.50-$15.50
     Rent Escalations:                      Various
     Basis:                                 N/A
     Expense Pass-Through:                  CAM, Tax, Insur
     Free Rent (months):                    Minimal
     Tenant Improvement:                    Minimal
     Leasing Agent:                         N/A
     Phone No.:                             ( ) -
     Survey Date:                           N/A

Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
--------------------------------------------------------------------------------
7/95   121,267 Wal Mart         $6.99  N/A  None       Flat                20.00
--------------------------------------------------------------------------------

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
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Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years. Construction quality is average and typical of other retail centers in the area.

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
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Location Data
     Property Name:                         Route 6 Mall
     Location:                              N/S Route 6
     City:                                  Honesdale
     County:                                Wayne
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N/A
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Community
     Gross Leaseable Area:                  144,229 SF
     Year Built:                            1978
     Exterior Walls:                        Brick Veneer
     Condition:                             Average
     Anchor Tenant:                         K-Mart
     Parking:                               Adequate

Lease Data
     Occupancy:
      Local:                                100%
      Overall:                              100%
     Typical Size:                          2,000 SF
     Term:                                  3-5 years
     Base Rent Per Square Foot:             $5.50-$15.50
     Rent Escalations:                      Various
     Basis:                                 N/A
     Expense Pass-Through:                  CAM, Tax, Insur
     Free Rent (months):                    Minimal
     Tenant Improvement:                    Minimal
     Leasing Agent:                         N/A
     Phone No.:                             ( ) -
     Survey Date:                           N/A

Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
--------------------------------------------------------------------------------
3/95   119,229 K-Mart           $5.77  N/A    None     Flat                25.00
--------------------------------------------------------------------------------

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years and includes a percentage rent clause on 1.0% over $20.0 million. Construction quality is average and typical of other retail centers in the area.

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
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Location Data
     Property Name:                         Bradford Towne Centre
     Location:                              N/S Route 6
     City:                                  Wysox
     County:                                Bradford
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N/A
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Community
     Gross Leaseable Area:                  119,481 SF
     Year Built:                            1972
     Exterior Walls:                        Brick Veneer
     Condition:                             Average
     Anchor Tenant:                         K-Mart
     Parking:                               Adequate

Lease Data
    Occupancy:
      Local:                                100%
      Overall:                              100%
     Typical Size:                          2,000 SF
     Term:                                  3-5 years
     Base Rent Per Square Foot:             $5.50-$15.50
     Rent Escalations:                      Various
     Basis:                                 N/A
     Expense Pass-Through:                  CAM, Tax, Insur
     Free Rent (months):                    Minimal
     Tenant Improvement:                    Minimal
     Leasing Agent:                         N/A
     Phone No.:                             ( ) -
     Survey Date:                           N/A

Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
--------------------------------------------------------------------------------
7/94   94,481  K-Mart           $5.00  N/A    None     Flat                25.00

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years and includes a percentage rent clause on 1.0% over $16.875 million. Construction quality is average and typical of other retail centers in the area.


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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
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Location Data
     Property Name:                         Builder's Square Shopping Center
     Location:                              Cetronia Road
     City:                                  Whitehall
     County:                                Lehigh
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N/A
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Community
     Gross Leaseable Area:                  106,400 SF
     Year Built:                            1994
     Exterior Walls:                        Brick Veneer
     Condition:                             Good
     Anchor Tenant:                         Builder's Square
     Parking:                               Adequate

Lease Data
    Occupancy:
      Local:                                100%
      Overall:                              100%
     Typical Size:                          2,000 SF
     Term:                                  3-5 years
     Base Rent Per Square Foot:             $5.50-$15.50
     Rent Escalations:                      Various
     Basis:                                 N/A
     Expense Pass-Through:                  CAM, Tax, Insur
     Free Rent (months):                    Minimal
     Tenant Improvement:                    Minimal
     Leasing Agent:                         N/A
     Phone No.:                             ( ) -
     Survey Date:                           N/A

Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
--------------------------------------------------------------------------------
3/94   106,400 Builder's Squar  $10.05 N/A    None     Flat                25.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years. Construction quality is good and typical of other retail centers in the area.

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

================================================================================
                                      ADDENDUM E STRATEGIC MAPPING, INC. REPORTS
--------------------------------------------------------------------------------

                                   ADDENDUM E
                         STRATEGIC MAPPING, INC. REPORTS

--------------------------------------------------------------------------------

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
Kingston Plaza S.C. 1 Mile Radius                                        6/11/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 95.1

----------------------------------Demographics----------------------------------
                Total          Total      Household     Average       Median HH
           Population     Households     Population     HH Size          Income
1995           16,363          6,497         14,559        2.24        $ 28,284
2000           15,915          6,352         14,111        2.22         $33,258

------------------------------Expenditure Potential-----------------------------
                                      1995
                             Area Yearly Growth Rate
                               Per Household    1.43%
                                   Total        0.97%

-------------------------Retail Support Potential (000)-------------------------
                                1995:     678 sq. ft.

--------------------------------------------------------------------------------
Product Potential               1995    2000   1995    2000       Yearly  Bench-
Within All Stores              Total   Total  $ Per   $ Per  Growth Rate    mark
                               ($000)  ($000)    HH      HH      Total $   Index

Apparel Store                  6,207   6,717    955   1,057        1.59%    93.3
Appliance Store                  498     414     77      65       -3.65%    89.9
Auto-Aftermarket Store        10,530  10,608  1,621   1,670        0.15%    96.9
Convenience Store              5,767   5,759    888     907       -0.03%    98.0
Dept. Store                    6,341   6,668    976   1,050        1.01%    92.4
Drug Store                     5,541   6,661    853   1,049        3.75%   108.5
Electronics Store              2,308   2,936    355     462        4.93%    91.4
Fast Food Restaurant Store     5,932   5,125    913     807       -2.88%    95.6
Full Serv Restaurant Store     5,896   5,054    908     796       -3.04%    97.0
Furniture Store                2,187   1,982    337     312       -1.94%    90.7
Grocery Store                 25,835  28,192  3,976   4,438        1.76%    97.3
Hardware Store                 1,072   1,125    165     177        0.96%    89.7
Home Centers Store             4,643   5,291    715     833        2.64%    81.8
Jewelry Store                    992     997    153     157        0.09%    90.3
Liquor Store                   1,504   1,318    232     208       -2.61%    91.1
Mass Merchandiser Store        8,573   9,294  1,320   1,463        1.63%    93.2
Photo Store                      117     113     18      18       -0.77%    93.6
Shoe Store                     1,239   1,420    191     224        2.75%    95.8
Sporting Goods Store           1,040   1,175    160     185        2.46%    89.5
Toy Store                        757     693    116     109       -1.74%    91.2
Variety Store                    498     546     77      86        1.87%    94.5

Area defined by Circle: (41.258898,75.881047): 1 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
Kingston Plaza S.C. 1 Mile Radius                                        6/11/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential               1995    2000   1995    2000       Yearly  Bench-
Within All Stores              Total   Total  $ Per   $ Per  Growth Rate    mark
                               ($000)  ($000)    HH      HH      Total $   Index

Video Store                      351     581     54      92       10.59%    93.8

                             ------- ------- ------  ------
Total Shopping Center         97,829 102,668 15,058  16,163

All Other Stores              75,035  78,746 11,549  12,397

Total Retail                 172,864 181,414 26,607  28,560

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (41.258898,75.881047): 1 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 1 of 3
Kingston Plaza S.C. 1 Mile Radius                                        6/11/96

                                        1980 Census       1990 Census   Percent
                                      Total  Percent    Total  Percent   Change

Population
  White                              17,877     99.1   16,597     98.2     -7.2
  Black                                  64      0.4      106      0.6     65.6
  American Indian, Asian & Other        101      0.6      200      1.2     98.0
    Total                            18,043    100.0   16,903    100.0     -6.3
  Hispanic                              106      0.6      119      0.7     12.3

Age of Population:
  0 - 5                               1,052      5.8    1,014      6.0     -3.6
  6 - 13                              1,557      8.6    1,325      7.8    -14.9
  14 - 17                               999      5.5      711      4.2    -28.8
  18 - 24                             2,546     14.1    2,393     14.2     -6.0
  25 - 34                             2,541     14.1    2,258     13.4    -11.1
  35 - 44                             1,481      8.2    2,312     13.7     56.1
  45 - 54                             1,902     10.5    1,396      8.3    -26.6
  55 - 64                             2,386     13.2    1,689     10.0    -29.2
  65 +                                3,575     19.8    3,805     22.5      6.4
Median Age Total Population            37.2              38.2               2.8
Median Age Adult Population            48.4              44.8              -7.4

Age of Male Population:
  0 - 5                                 530      6.5      531      6.8      0.2
  6 - 13                                803      9.8      687      8.8    -14.4
  14 - 17                               472      5.8      348      4.4    -26.3
  18 - 24                             1,331     16.2    1,220     15.6     -8.3
  25 - 34                             1,287     15.7    1,204     15.3     -6.4
  35 - 44                               728      8.9    1,161     14.8     59.5
  45 - 54                               852     10.4      679      8.7    -20.3
  55 - 64                             1,009     12.3      727      9.3    -27.9
  65 +                                1,183     14.4    1,288     16.4      8.9
  Total                               8,195    100.0    7,843    100.0     -4.3
Median Age Male Population             32.3              34.4               6.7
Median Age Adult Male Population       42.9              41.2              -4.1

Age of Female Population:
  0 - 5                                 522      5.3      483      5.3     -7.5
  6 - 13                                754      7.7      638      7.0    -15.4
  14 - 17                               527      5.4      363      4.0    -31.1
  18 - 24                             1,215     12.3    1,173     12.9     -3.5
  25 - 34                             1,254     12.7    1,054     11.6    -15.9
  35 - 44                               753      7.6    1,151     12.7     52.9
  45 - 54                             1,050     10.7      717      7.9    -31.7
  55 - 64                             1,377     14.0      962     10.6    -30.1
  65 +                                2,392     24.3    2,517     27.8      5.2
  Total                               9,844    100.0    9,059    100.0     -8.0
Median Age Female Population           43.6              42.0              -3.7
Median Age Adult Female Population     52.6              50.4              -4.2

Area defined by Circle: (41.258898,75.881047): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 2 of 3
Kingston Plaza S.C. 1 Mile Radius                                        6/11/96

                                        1980 Census       1990 Census   Percent
                                      Total  Percent    Total  Percent   Change

Total Households                      6,983             6,688              -4.2
Household Population                 16,730            15,097              -9.8
Average Household Size                 2.40              2.26              -5.8

Total Families                        4,497             3,941             -12.4
Average Family Size                    3.10              3.00              -3.3
Average Family Income               $22,314           $43,530              95.1

Family Population                    13,956     77.3   11,972     70.8    -14.2
Nonfamily Population                  2,774     15.4    3,125     18.5     12.7
Group Quarters Population             1,313      7.3    1,804     10.7     37.4
Foreign Born Population                 623      3.5      420      2.5    -32.6

Household Income:
  $ 0 - $ 9,999                       2,530     35.7    1,405     20.9    -44.5
  $ 10,000 - $ 14,999                 1,264     17.9      828     12.3    -34.5
  $ 15,000 - $ 24,999                 1,939     27.4    1,245     18.5    -35.8
  $ 25,000 - $ 34,999                   777     11.0    1,074     16.0     38.2
  $ 35,000 - $ 49,999                   252      3.6      988     14.7    292.1
  $ 50,000 - $ 74,999                   168      2.4      696     10.3    314.3
  $ 75,000 - $ 99,999                   148      2.1      262      3.9     77.0
  $ l00,000 - $ 149,999                                   116      1.7
  $ 150,000 +                                             113      1.7

Median Household Income            $ 13,991          $ 23,787              70.0
Average Household Income           $ 17,583          $ 33,830              92.4
Per Capita Income                   $ 7,439          $ 15,086             102.8

Median Home Value                  $ 36,338          $ 65,119              79.2
Average Home Value                 $ 41,443          $ 82,609              99.3

Median Contract Rent                  $ 164             $ 299              82.3
Average Contract Rent                 $ 173             $ 314              81.5

Total Housing Units                   7,459    100.0    7,106    100.0     -4.7
  Owner Occupied                      3,869     51.9    3,688     51.9     -4.7
  Renter Occupied                     3,118     41.8    3,002     42.2     -3.7
  Vacant                                476      6.4      418      5.9    -12.2

  Mobile Home or Trailer                  8      0.1        5      0.1    -37.5

  Condominiums                            0      0.0       48      0.7      0.0

Area defined by Circle: (41.258898,75.881047): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 3 of 3
Kingston Plaza S.C. 1 Mile Radius                                        6/11/96

                                        1980 Census       1990 Census   Percent
                                      Total  Percent    Total  Percent   Change

Occupation:
  Executive & Managerial                837     11.2      982     13.3     17.3
  Professional Specialty              1,108     14.8    1,211     16.4      9.3
  Technical Support                     202      2.7      196      2.6     -3.0
  Administrative Support              1,242     16.6    1,326     17.9      6.8
  Sales                               1,100     14.7    1,153     15.6      4.8
    Total White Collar                4,489     59.8    4,868     65.8      8.4
  Prod/Craft/Repair                     718      9.6      583      7.9    -18.8
  Machine Operators                     623      8.3      462      6.2    -25.8
  Trans/Material Moving                 303      4.0      183      2.5    -39.6
  Laborers                              268      3.6      298      4.0     11.2
    Total Blue Collar                 1,964     26.2    1,526     20.6    -22.3
  Farm/Forest/Fish                       52      0.7       31      0.4    -40.4
  Protective Service                    140      1.9      147      2.0      5.0
  Private Service                        34      0.5       17      0.2    -50.0
  Other Service                         877     11.7      814     11.0     -7.2
    Total Employed                    7,504     93.1    7,411     95.9     -1.2
  Unemployed                            559      6.9      319      4.1    -42.9
  Total Civil Labor Force             8,063    100.0    7,730    100.0     -4.1

  Working Mothers                       869     50.1      964     62.3     10.9
    Child < 6 or < 6 & 6-17             285     16.4      381     24.6     33.7
  Child 6-17 Only                       584     33.7      583     37.7     -0.2
  Nonworking Mothers                    864     49.9      583     37.7    -32.5

Means of Transportation to Work:
  Drive Alone/Carpool                 5,533     75.3    6,041     83.1      9.2
  Public Transportation                 437      6.0      158      2.2    -63.8
  Other                               1,374     18.7    1,075     14.8    -21.8

Area defined by Circle: (41.258898,75.881047): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
Kingston Plaza S.C. 1 Mile Radius                                        6/11/96

                                        1980       1990       1995          2000
                                      Census     Census   Estimate    Projection

Total Population                      18,043     16,903     16,363        15,915

  White                                99.1%      98.2%      97.7%         97.3%
  Black                                 0.4%       0.6%       0.8%          1.0%
  American Indian                       0.1%       0.1%       0.1%          0.1%
  Asian                                 0.3%       1.0%       1.2%          1.5%
  Other                                 0.2%       0.2%       0.2%          0.2%

  Hispanic                              0.6%       0.7%       0.7%          0.7%

Total Households                       6,983      6,688      6,497         6,352
Household Population                  16,730     15,097     14,559        14,111
Average Household Size                  2.40       2.26       2.24          2.22

Household Income

  $ 0 - 9,999                          35.7%      20.9%      16.1%         12.7%
  $ 10,000 - 14,999                    17.9%      12.3%      12.1%          9.9%
  $ 15,000 - 24,999                    27.4%      18.5%      17.1%         16.0%
  $ 25,000 - 34,999                    11.0%      16.0%      13.7%         13.4%
  $ 35,000 - 49,999                     3.6%      14.7%      17.6%         16.9%
  $ 50,000 - 74,999                     2.4%      10.3%      12.4%         15.2%
  $ 75,000 - 99,999                     2.1%       3.9%       5.1%          6.8%
  $ 100,000 - 149,999                     --       1.7%       3.6%          6.0%
  $ 150,000 +                             --       1.7%       2.3%          3.2%
     Total                            100.0%     100.0%     100.0%        100.0%

Median Household Income ($)           13,991     23,787     28,284        33,258
Aggregate HH Inc ($000)              124,453    227,747    266,187       309,812
Median Family Income ($)              18,318     32,333     38,446        45,207
Per Capita Income ($)                  7,439     15,086     18,283        21,955

Median Age Total Population             37.2       38.2       38.7          39.0
Median Age Adult Population             48.4       44.8       46.1          46.5

Median Age Female Population            43.6       42.0       42.7          42.9
Median Age Adult Female Population      52.6       50.4       50.9          51.1

Median Age Male Population              32.3       34.4       34.8          35.1
Median Age Adult Male Population        42.9       41.2       42.2          42.5

Area defined by Circle: (41.258898,75.881047): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
Kingston Plaza S.C. 1 Mile Radius                                        6/11/96

                                        1980       1990       1995          2000
                                      Census     Census   Estimate    Projection

Total Population by Age               18,043     16,903     16,363        15,915

  0 - 5                                 5.8%       6.0%       6.0%          5.9%
  6 - 13                                8.6%       7.8%       7.9%          7.7%
  14 - 17                               5.5%       4.2%       5.6%          5.7%
  18 - 24                              14.1%      14.2%      12.5%         12.4%
  25 - 34                              14.1%      13.4%      13.2%         13.0%
  35 - 44                               8.2%      13.7%      13.3%         13.2%
  45 - 54                              10.5%       8.3%       9.6%         10.3%
  55 - 64                              13.2%      10.0%       8.8%          8.9%
  65 - 74                              19.8%      11.2%      11.2%         10.8%
  75 - 84                                  -       8.5%       8.8%          8.7%
  85 +                                     -       2.9%       3.1%          3.3%

Female Population by Age               9,844      9,059      8,767         8,508

  0 - 5                                 5.3%       5.3%       5.4%          5.3%
  6 - 13                                7.7%       7.0%       7.0%          6.9%
  14 - 17                               5.4%       4.0%       5.5%          5.6%
  18 - 24                              12.3%      12.9%      11.4%         11.3%
  25 - 34                              12.7%      11.6%      11.4%         11.2%
  35 - 44                               7.6%      12.7%      12.3%         12.3%
  45 - 54                              10.7%       7.9%       9.3%         10.0%
  55 - 64                              14.0%      10.6%       9.0%          9.1%
  65 - 74                              24.3%      12.5%      12.7%         12.3%
  75 - 84                                  -      11.0%      11.4%         11.2%
  85 +                                     -       4.3%       4.6%          4.9%

Male Population by Age                 8,195      7,843      7,602         7,409

  0 - 5                                 6.5%       6.8%       6.6%          6.5%
  6 - 13                                9.8%       8.8%       9.0%          8.7%
  14 - 17                               5.8%       4.4%       5.7%          5.9%
  18 - 24                              16.2%      15.6%      13.8%         13.8%
  25 - 34                              15.7%      15.3%      15.3%         15.1%
  35 - 44                               8.9%      14.8%      14.6%         14.3%
  45 - 54                              10.4%       8.7%      10.0%         10.6%
  55 - 64                              12.3%       9.3%       8.6%          8.7%
  65 - 74                              14.4%       9.7%       9.4%          9.1%
  75 - 84                                  -       5.6%       5.8%          5.9%
  85 +                                     -       1.2%       1.3%          1.4%

Area defined by Circle: (41.258898,75.881047): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
Kingston Plaza S.C. 3 Mile Radius                                        6/11/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 90.0

----------------------------------Demographics----------------------------------
                Total          Total      Household     Average       Median HH
           Population     Households     Population     HH Size          Income
1995          100,141         41,413         96,801        2.34         $25,453
2000           97,573         40,579         94,233        2.32        $ 29,936

------------------------------Expenditure Potential-----------------------------
                                      1995
                             Area Yearly Growth Rate
                               Per Household    1.42%
                                   Total        1.01%

-------------------------Retail Support Potential (000)-------------------------
                               1995: 4,090 sq. ft,

--------------------------------------------------------------------------------
Product Potential               1995    2000   1995    2000       Yearly   Bench
Within All Stores              Total   Total  $ Per   $ Per  Growth Rate    mark
                               ($000)  ($000)    HH      HH      Total $   Index

Apparel Store                 36,075  39,050    871     962        1.60%    85.1
Appliance Store                3,089   2,562     75      63       -3.67%    87.4
Auto-Aftermarket Store        61,662  62,164  1,489   1,532        0.16%    89.1
Convenience Store             35,198  35,181    850     867       -0.01%    93.3
Dept. Store                   37,220  39,159    899     965        1.02%    85.1
Drug Store                    33,935  40,908    819   1,008        3.81%   104.3
Electronics Store             13,410  17,069    324     421        4.94%    83.3
Fast Food Restaurant Store    35,006  30,232    845     745       -2.89%    88.5
Full Serv Restaurant Store    34,733  29,746    839     733       -3.05%    89.6
Furniture Store               12,393  11,256    299     277       -1.91%    80.6
Grocery Store                160,685 175,636  3,880   4,328        1.80%    95.0
Hardware Store                 6,579   6,902    159     170        0.96%    86.3
Home Centers Store            29,794  33,962    719     837        2.65%    82.3
Jewelry Store                  5,921   5,948    143     147        0.09%    84.5
Liquor Store                   9,390   8,230    227     203       -2.60%    89.2
Mass Merchandiser Store       51,172  55,505  1,236   1,368        1.64%    87.3
Photo Store                      685     659     17      16       -0.77%    85.9
Shoe Store                     7,221   8,271    174     204        2.75%    87.6
Sporting Goods Store           6,060   6,849    146     169        2.48%    81.8
Toy Store                      4,482   4,103    108     101       -1.75%    84.8
Variety Store                  2,974   3,265     72      80        1.88%    88.6

Area defined by Circle: (41.258898,75.881047): 3 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
Kingston Plaza S.C. 3 Mile Radius                                        6/11/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential          1995      2000   1995    2000       Yearly  Bench-
Within All Stores         Total     Total  $ Per   $ Per  Growth Rate    mark
                          ($000)   ($000)    HH      HH      Total $   Index

Video Store               2,089     3,455     50      85       10.58%    87.5

                        -------   ------- ------  ------
Total Shopping Center   589,773   620,110 14,241  15,281

All Other Stores        452,357   475,624 10,923  11,721

Total Retail          1,042,130 1,095,734 25,164  27,002

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (41.258898,75.881047): 3 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 1 of 3
Kingston Plaza S.C. 3 Mile Radius                                        6/11/96

                                        1980 Census       1990 Census   Percent
                                      Total  Percent    Total  Percent   Change

Population
  White                             109,223     98.5  100,832     97.6     -7.7
  Black                               1,128      1.0    1,565      1.5     38.7
  American Indian, Asian & Other        533      0.5      879      0.9     64.9
    Total                           110,884    100.0  103,276    100.0     -6.9
  Hispanic                              442      0.4      579      0.6     31.0

Age of Population:
  0 - 5                               7,009      6.3    7,138      6.9      1.8
  6 - 13                             11,141     10.0    9,368      9.1    -15.9
  14 - 17                             6,803      6.1    4,734      4.6    -30.4
  18 - 24                            13,161     11.9   10,840     10.5    -17.6
  25 - 34                            15,002     13.5   14,782     14.3     -1.5
  35 - 44                             9,902      8.9   13,569     13.1     37.0
  45 - 54                            12,311     11.1    9,444      9.1    -23.3
  55 - 64                            15,171     13.7   11,270     10.9    -25.7
  65 +                               20,385     18.4   22,159     21.5      8.7
Median Age Total Population            37.3              38.4               2.8
Median Age Adult Population            49.0              46.9              -4.3

Age of Male Population:
  0 - 5                               3,492      6.9    3,659      7.7      4.8
  6 - 13                              5,672     11.2    4,673      9.9    -17.6
  14 - 17                             3,392      6.7    2,371      5.0    -30.1
  18 - 24                             6,539     12.9    5,395     11.4    -17.5
  25 - 34                             7,443     14.7    7,387     15.6     -0.8
  35 - 44                             4,831      9.5    6,709     14.2     38.9
  45 - 54                             5,570     11.0    4,536      9.6    -18.6
  55 - 64                             6,510     12.9    4,896     10.3    -24.8
  65 +                                7,165     14.2    7,757     16.4      8.3
  Total                              50,614    100.0   47,366    100.0     -6.4
Median Age Male Population             33.2              35.3               6.2
Median Age Adult Male Population       45.4              43.2              -4.8

Age of Female Population:
  0 - 5                               3,517      5.8    3,479      6.2     -1.1
  6 - 13                              5,469      9.1    4,695      8.4    -14.2
  14 - 17                             3,411      5.7    2,363      4.2    -30.7
  18 - 24                             6,622     11.0    5,445      9.7    -17.8
  25 - 34                             7,559     12.5    7,395     13.2     -2.2
  35 - 44                             5,071      8.4    6,860     12.3     35.3
  45 - 54                             6,741     11.2    4,908      8.8    -27.2
  55 - 64                             8,661     14.4    6,374     11.4    -26.4
  65 +                               13,220     21.9   14,402     25.8      8.9
  Total                              60,271    100.0   55,906    100.0     -7.2
Median Age Female Population           42.0              41.5              -1.1
Median Age Adult Female Population     52.0              50.9              -2.0

Area defined by Circle: (41.258898,75.881047): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 2 of 3
Kingston Plaza S.C. 3 Mile Radius                                        6/ll/96

                                        1980 Census       1990 Census   Percent
                                      Total  Percent    Total  Percent   Change

Total Households                     42,633            42,523              -0.3
Household Population                108,111            99,932              -7.3
Average Household Size                 2.54              2.35              -7.3

Total Families                       29,341            26,838              -8.5
Average Family Size                    3.19              3.04              -4.8
Average Family Income              $ 18,734          $ 34,289              83.0

Family Population                    93,614     84.4   82,407     79.8    -12.0
Nonfamily Population                 14,497     13.1   17,525     17.0     20.9
Group Quarters Population             2,773      2.5    3,340      3.2     20.4
Foreign Born Population               3,232      2.9    1,916      1.9    -40.7

Household Income:
  $ 0 - $ 9,999                      16,585     38.8    9,697     22.9    -41.5
  $ 10,000 - $ 14,999                 7,976     18.6    5,547     13.1    -30.5
  $ 15,000 - $ 24,999                11,615     27.1    8,559     20.2    -26.3
  $ 25,000 - $ 34,999                 4,345     10.2    6,840     16.2     57.4
  $ 35,000 - $ 49,999                 1,546      3.6    6,556     15.5    324.1
  $ 50,000 - $ 74,999                   450      1.1    3,682      8.7    718.2
  $ 75,000 - $ 99,999                   274      0.6      845      2.0    208.4
  $ l00,000 - $ 149,999                                   352      0.8
  $ 150,000 +                                             255      0.6

Median Household Income            $ 13,016           $21,558              65.6
Average Household Income           $ 15,395          $ 27,589              79.2

Per Capita Income                   $ 6,094          $ 11,686              91.8

Median Home Value                  $ 28,492          $ 50,570              77.5
Average Home Value                 $ 32,377          $ 59,942              85.1

Median Contract Rent                  $ 147             $ 259              76.2
Average Contract Rent                 $ 152             $ 270              77.6

Total Housing Units                  45,436    100.0   45,029    100.0     -0.9
  Owner Occupied                     25,227     55.5   24,908     55.3     -1.3
  Renter Occupied                    17,410     38.3   17,617     39.1      1.2
  Vacant                              2,803      6.2    2,506      5.6    -10.6

Mobile Home or Trailer                  267      0.6      406      0.9     52.1

Condominiums                            213      0.5      317      0.7     48.8

Area defined by Circle: (41.258898,75.881047): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 3 of 3
Kingston Plaza S.C. 3 Mile Radius                                        6/11/96

                                        1980 Census       1990 Census   Percent
                                      Total  Percent    Total  Percent   Change

Occupation:
  Executive & Managerial              3,242      7.3    4,472      9.9     37.9
  Professional Specialty              4,547     10.2    5,642     12.5     24.1
  Technical Support                   1,004      2.3    1,411      3.1     40.5
  Administrative Support              7,936     17.8    8,314     18.5      4.8
  Sales                               4,596     10.3    5,590     12.4     21.6
    Total White Collar               21,325     47.9   25,429     56.5     19.2
  Prod/Craft/Repair                   5,159     11.6    4,680     10.4     -9.3
  Machine Operators                   6,873     15.5    3,889      8.6    -43.4
  Trans/Material Moving               2,074      4.7    1,742      3.9    -16.0
  Laborers                            2,355      5.3    2,131      4.7     -9.5
    Total Blue Collar                16,725     37.6   12,442     27.6    -25.6
  Farm/Forest/Fish                      264      0.6      282      0.6      6.8
  Protective Service                    930      2.1      942      2.1      1.3
  Private Service                       124      0.3      106      0.2    -14.5
  Other Service                       5,376     12.1    5,819     12.9      8.2
    Total Employed                   44,480     91.1   45,018     93.6      1.2

  Unemployed                          4,332      8.9    3,058      6.4    -29.4

  Total Civil Labor Force            48,812    100.0   48,076    100.0     -1.5

Working Mothers                       6,041     49.8    7,053     64.3     16.8
  Child < 6 or < 6 & 6-17             1,993     16.4    2,798     25.5     40.4
  Child 6-17 Only                     4,048     33.4    4,255     38.8      5.1
Nonworking Mothers                    6,094     50.2    3,912     35.7    -35.8

Means of Transportation to Work:

  Drive Alone/Carpool                34,870     80.3   38,808     87.9     11.3
  Public Transportation               2,902      6.7    1,181      2.7    -59.3
  Other                               5,655     13.0    4,164      9.4    -26.4

Area defined by Circle: (41.258898,75.881047): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC -C1750-41                                                        Page 1 of 2
Kingston Plaza S.C. 3 Mile Radius                                        6/11/96

                                        1980       1990       1995          2000
                                      Census     Census   Estimate    Projection

Total Population                     110,884    103,276    100,141        97,573

  White                                98.5%      97.6%      97.2%         96.8%
  Black                                 1.0%       1.5%       1.8%          2.0%
  American Indian                       0.1%       0.1%       0.1%          0.1%
  Asian                                 0.3%       0.6%       0.7%          0.8%
  Other                                 0.1%       0.2%       0.2%          0.3%

  Hispanic                              0.4%       0.6%       0.7%          0.7%

Total Households                      42,633     42,523     41,413        40,579
Household Population                 108,111     99,932     96,801        94,233
Average Household Size                  2.54       2.35       2.34          2.32

Household Income

  $ 0 - 9,999                          38.8%      22.9%      18.3%         14.7%
  $ 10,000 - 14,999                    18.6%      13.1%      12.7%         10.7%
  $ 15,000 - 24,999                    27.1%      20.2%      18.3%         17.2%
  $ 25,000 - 34,999                    10.2%      16.2%      15.1%         14.2%
  $ 35,000 - 49,999                     3.6%      15.5%      17.7%         17.1%
  $ 50,000 - 74,999                     1.1%       8.7%      11.6%         15.7%
  $ 75,000 - 99,999                     0.6%       2.0%       3.7%          5.5%
  $ 100,000 - 149,999                      -       0.8%       1.9%          3.7%
  $ 150,000 +                              -       0.6%       0.8%          1.2%
    Total                             100.0%     100.0%     100.0%        100.0%

Median Household Income ($)           13,016     21,558     25,453        29,936
Aggregate HH Inc ($000)              658,775  1,167,838  1,366,893     1,587,314
Median Family Income ($)              16,700     29,211     34,489        40,563
Per Capita Income ($)                  6,094     11,686     14,121        16,845

Median Age Total Population             37.3       38.4       39.0          39.6
Median Age Adult Population             49.0       46.9       47.4          47.9

Median Age Female Population            42.0       41.5       42.2          42.7
Median Age Adult Female Population      52.0       50.9       50.9          51.1

Median Age Male Population              33.2       35.3       35.9          36.3
Median Age Adult Male Population        45.4       43.2       44.0          44.5

Area defined by Circle: (41.258898,75.881047): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
Kingston Plaza S.C. 3 Mile Radius                                        6/11/96

                                        1980       1990       1995          2000
                                      Census     Census   Estimate    Projection

Total Population by Age              110,884    103,276    100,141        97,573

  0 - 5                                 6.3%       6.9%       6.9%          6.8%
  6 - 13                               10.0%       9.1%       9.2%          9.2%
  14 - 17                               6.1%       4.6%       4.8%          4.9%
  18 - 24                              11.9%      10.5%       9.8%          9.8%
  25 - 34                              13.5%      14.3%      13.7%         13.4%
  35 - 44                               8.9%      13.1%      13.4%         13.1%
  45 - 54                              11.1%       9.1%      10.2%         11.0%
  55 - 64                              13.7%      10.9%      10.1%         10.1%
  65 - 74                              18.4%      11.9%      11.7%         11.3%
  75 - 84                                  -       7.6%       7.9%          8.0%
  85 +                                     -       1.9%       2.2%          2.5%

Female Population by Age              60,271     55,906     54,052        52,532

  0 - 5                                 5.8%       6.2%       6.2%          6.1%
  6 - 13                                9.1%       8.4%       8.4%          8.4%
  14 - 17                               5.7%       4.2%       4.5%          4.5%
  18 - 24                              11.0%       9.7%       9.1%          9.1%
  25 - 34                              12.5%      13.2%      12.8%         12.3%
  35 - 44                               8.4%      12.3%      12.5%         12.4%
  45 - 54                              11.2%       8.8%       9.8%         10.6%
  55 - 64                              14.4%      11.4%      10.4%         10.4%
  65 - 74                              21.9%      13.4%      13.1%         12.6%
  75 - 84                                  -       9.6%      10.0%         10.0%
  85 +                                     -       2.8%       3.2%          3.5%

Male Population by Age                50,614     47,366     46,097        45,054

  0 - 5                                 6.9%       7.7%       7.7%          7.5%
  6 - 13                               11.2%       9.9%      10.1%         10.1%
  14 - 17                               6.7%       5.0%       5.3%          5.3%
  18 - 24                              12.9%      11.4%      10.7%         10.5%
  25 - 34                              14.7%      15.6%      14.9%         14.6%
  35 - 44                               9.5%      14.2%      14.4%         14.0%
  45 - 54                              11.0%       9.6%      10.6%         11.5%
  55 - 64                              12.9%      10.3%       9.7%          9.8%
  65 - 74                              14.2%      10.3%      10.1%          9.8%
  75 - 84                                  -       5.2%       5.5%          5.6%
  85 +                                     -       0.9%       1.1%          1.2%

Area defined by Circle: (41.258898,75.881047): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
Kingston Plaza S.C. 5 Mile Radius                                        6/11/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 90.9

----------------------------------Demographics----------------------------------
                Total          Total      Household     Average       Median HH
           Population     Households     Population     HH Size          Income
1995          137,234         56,233        133,231        2.37         $26,004
2000          134,723         55,565        130,720        2.35        $ 30,575

------------------------------Expenditure Potential-----------------------------
                                      1995
                             Area Yearly Growth Rate
                               Per Household    1.42%
                                   Total        1.18%

-------------------------Retail Support Potential (000)-------------------------
                               1995: 5,612 sq. ft.

--------------------------------------------------------------------------------
Product Potential              1995     2000   1995    2000       Yearly  Bench-
Within All Stores             Total    Total  $ Per   $ Per  Growth Rate    mark
                              ($000)   ($000)    HH      HH      Total $   Index

Apparel Store                49,380   53,888    878     970        1.76%    85.8
Appliance Store               4,264    3,565     76      64       -3.52%    88.9
Auto-Aftermarket Store       84,868   86,282  1,509   1,553        0.33%    90.3
Convenience Store            48,226   48,606    858     875        0.16%    94.7
Dept. Store                  51,020   54,118    907     974        1.19%    85.9
Drug Store                   46,489   56,573    827   1,018        4.00%   105.2
Electronics Store            18,360   23,553    327     424        5.11%    84.0
Fast Food Restaurant Store   47,818   41,640    850     749       -2.73%    89.0
Full Serv Restaurant Store   47,392   40,928    843     737       -2.89%    90.1
Furniture Store              16,968   15,532    302     280       -1.75%    81.3
Grocery Store               219,878  242,308  3,910   4,361        1.96%    95.7
Hardware Store                9,169    9,697    163     175        1.13%    88.6
Home Centers Store           42,199   48,464    750     872        2.81%    85.8
Jewelry Store                 8,146    8,249    145     148        0.25%    85.7
Liquor Store                 12,857   11,363    229     205       -2.44%    89.9
Mass Merchandiser Store      70,135   76,698  1,247   1,380        1.81%    88.1
Photo Store                     940      912     17      16       -0.61%    86.9
Shoe Store                    9,853   11,380    175     205        2.92%    88.0
Sporting Goods Store          8,310    9,465    148     170        2.64%    82.6
Toy Store                     6,160    5,690    110     102       -1.58%    85.8
Variety Store                 4,072    4,509     72      81        2.06%    89.3

Area defined by Circle: (41.258898,75.881047): 5 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
Kingston Plaza S.C. 5 Mile Radius                                        6/11/96
Benchmark  Regional Area Definition                              Detailed Report

Product Potential             1995     2000   1995    2000       Yearly  Bench-
Within All Stores            Total    Total  $ Per   $ Per  Growth Rate    mark
                             ($000)   ($000)   HH      HH       Total $   Index

Video Store                  2,861     4,767     51      86       10.75%    88.2
                         --------- --------- ------  ------
Total Shopping Center      809,368   858,188 14,393  15,445

All Other Stores           620,785   658,229 11,040  11,846

Total Retail             1,430,153 1,516,417 25,433  27,291

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (41.258898,75.881047): 5 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 1 of 3
Kingston Plaza S.C. 5 Mile Radius                                        6/11/96

                                        1980 Census       1990 Census   Percent
                                      Total  Percent    Total  Percent   Change

Population
  White                             147,570     98.7  137,654     98.1     -6.7
  Black                               1,244      0.8    1,656      1.2     33.1
  American Indian, Asian & Other        629      0.4    1,029      0.7     63.6
    Total                           149,446    100.0  140,339    100.0     -6.1
  Hispanic                              569      0.4      737      0.5     29.5

Age of Population:
  0 - 5                               9,623      6.4    9,803      7.0      1.9
  6 - 13                             15,366     10.3   12,887      9.2    -16.1
  14 - 17                             9,210      6.2    6,453      4.6    -29.9
  18 - 24                            17,147     11.5   14,035     10.0    -18.1
  25 - 34                            20,161     13.5   20,090     14.3     -0.4
  35 - 44                            13,758      9.2   18,513     13.2     34.6
  45 - 54                            16,946     11.3   13,269      9.5    -21.7
  55 - 64                            20,491     13.7   15,454     11.0    -24.6
  65 +                               26,743     17.9   29,822     21.2     11.5
Median Age Total Population            37.3              38.6               3.3
Median Age Adult Population            48.9              47.1              -3.6

Age of Male Population:
  0 - 5                               4,792      7.0    5,042      7.8      5.2
  6 - 13                              7,795     11.4    6,511     10.1    -16.5
  14 - 17                             4,642      6.8    3,227      5.0    -30.5
  18 - 24                             8,524     12.4    6,974     10.8    -18.2
  25 - 34                            10,023     14.6   10,003     15.5     -0.2
  35 - 44                             6,720      9.8    9,153     14.2     36.2
  45 - 54                             7,731     11.3    6,381      9.9    -17.5
  55 - 64                             8,870     12.9    6,798     10.5    -23.4
  65 +                                9,512     13.9   10,584     16.4     11.3
  Total                              68,609    100.0   64,687    100.0     -5.7
Median Age Male Population             33.4              35.6               6.5
Median Age Adult Male Population       45.5              43.6              -4.2

Age of Female Population:
  0 - 5                               4,831      6.0    4,761      6.3     -1.4
  6 - 13                              7,571      9.4    6,376      8.4    -15.8
  14 - 17                             4,568      5.7    3,226      4.3    -29.4
  18 - 24                             8,623     10.7    7,061      9.3    -18.1
  25 - 34                            10,138     12.5   10,087     13.3     -0.5
  35 - 44                             7,038      8.7    9,360     12.4     33.0
  45 - 54                             9,215     11.4    6,888      9.1    -25.3
  55 - 64                            11,621     14.4    8,656     11.4    -25.5
  65 +                               17,231     21.3   19,238     25.4     11.6
  Total                              80,836    100.0   75,654    100.0     -6.4
Median Age Female Population           41.7              41.6              -0.1
Median Age Adult Female Population     51.7              50.8              -1.6

Area defined by Circle: (41.258898,75.881047): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 2 of 3
Kingston Plaza S.C. 5 Mile Radius                                        6/11/96

                                        1980 Census       1990 Census   Percent
                                      Total  Percent    Total  Percent   Change

Total Households                     56,705            57,201               0.9
Household Population                146,136           136,337              -6.7
Average Household Size                 2.58              2.38              -7.5

Total Families                       40,066            37,151              -7.3
Average Family Size                    3.20              3.04              -5.0
Average Family Income              $ 18,712          $ 34,865              86.3

Family Population                   128,064     85.7  114,049     81.3    -10.9
Nonfamily Population                 18,072     12.1   22,288     15.9     23.3
Group Quarters Population             3,310      2.2    4,004      2.9     21.0
Foreign Born Population               4,166      2.8    2,458      1.8    -41.0

Household Income:
  $ 0 - $ 9,999                      21,492     37.8   12,577     22.1    -41.5
  $ 10,000 - $ 14,999                10,748     18.9    7,344     12.9    -31.7
  $ 15,000 - $ 24,999                15,609     27.4   11,710     20.5    -25.0
  $ 25,000 - $ 34,999                 6,026     10.6    9,221     16.2     53.0
  $ 35,000 - $ 49,999                 2,136      3.8    9,045     15.9    323.5
  $ 50,000 - $ 74,999                   578      1.0    5,123      9.0    786.3
  $ 75,000 - $ 99,999                   330      0.6    1,161      2.0    251.8
  $ l00,000 - $ 149,999                                   485      0.9
  $ 150,000 +                                             354      0.6

Median Household Income            $ 13,241           $21,991              66.1
Average Household Income           $ 15,561           $28,269              81.7

Per Capita Income                    $6,061           $11,822              95.1

Median Home Value                  $ 29,207          $ 52,419              79.5
Average Home Value                 $ 32,897          $ 62,405              89.7

Median Contract Rent                  $ 144             $ 254              76.4
Average Contract Rent                 $ 148             $ 264              78.4

Total Housing Units                  60,467    100.0   60,607    100.0      0.2
  Owner Occupied                     35,492     58.7   35,596     58.7      0.3
  Renter Occupied                    21,212     35.1   21,603     35.6      1.8
  Vacant                              3,762      6.2    3,406      5.6     -9.5

Mobile Home or Trailer                  864      1.4    1,611      2.7     86.5

Condominiums                            263      0.4      431       07     63.9

Area defined by Circle: (41.258898,75.881047): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 3 of 3
Kingston Plaza S.C. 5 Mile Radius                                        6/11/96

                                        1980 Census       1990 Census   Percent
                                      Total  Percent    Total  Percent   Change

Occupation:

  Executive & Managerial              4,341      7.3    5,869      9.6     35.2
  Professional Specialty              6,056     10.2    7,487     12.2     23.6
  Technical Support                   1,357      2.3    2,060      3.4     51.8
  Administrative Support             10,326     17.4   11,267     18.4      9.1
  Sales                               5,794      9.8    7,409     12.1     27.9
    Total White Collar               27,874     47.0   34,092     55.6     22.3
  Prod/Craft/Repair                   7,198     12.1    6,672     10.9     -7.3
  Machine Operators                   9,410     15.9    5,579      9.1    -40.7
  Trans/Material Moving               2,833      4.8    2,493      4.1    -12.0
  Laborers                            3,155      5.3    3,007      4.9     -4.7
    Total Blue Collar                22,936     38.7   17,751     29.0    -22.6
  Farm/Forest/Fish                      340      0.6      371      0.6      9.1
  Protective Service                  1,138      1.9    1,248      2.0      9.7
  Private Service                       153      0.3      109      0.2    -28.8
  Other Service                       7,222     12.2    7,695     12.6      6.5
    Total Employed                   59,323     90.9   61,260     93.6      3.3
  Unemployed                          5,941      9.1    4,172      6.4    -29.8
  Total Civil Labor Force            65,264    100.0   65,432    100.0      0.3

Working Mothers                       8,132     49.0   10,025     65.6     23.3
  Child < 6 or < 6 & 6-17             2,656     16.0    3,984     26.1     50.0
  Child 6-17 Only                     5,476     33.0    6,041     39.5     10.3
Nonworking Mothers                    8,451     51.0    5,263     34.4    -37.7

Means of Transportation to Work:

  Drive Alone/Carpool                47,530     82.0   53,389     88.9     12.3
  Public Transportation               3,589      6.2    1,516      2.5    -57.8
  Other                               6,876     11.9    5,160      8.6    -25.0

Area defined by Circle: (41.258898,75.881047): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-4l                                                       Page 1 of 2
Kingston Plaza S.C. 5 Mile Radius                                        6/11/96

                                        1980       1990       1995          2000
                                      Census     Census   Estimate    Projection

Total Population                     149,446    140,339    137,234       134,723

  White                                98.7%      98.1%      97.8%         97.5%
  Black                                 0.8%       1.2%       1.4%          1.5%
  American Indian                       0.0%       0.1%       0.1%          0.1%
  Asian                                 0.3%       0.5%       0.6%          0.7%
  Other                                 0.1%       0.2%       0.2%          0.2%

  Hispanic                              0.4%       0.5%       0.6%          0.7%

Total Households                      56,705     57,201     56,233        55,565
Household Population                 146,136    136,337    133,231       130,720
Average Household Size                  2.58       2.38       2.37          2.35

Household Income

  $ 0 - 9,999                          37.8%      22.1%      17.5%         14.1%
  $ 10,000 - 14,999                    18.9%      12.9%      12.5%         10.5%
  $ 15,000 - 24,999                    27.4%      20.5%      18.3%         17.1%
  $ 25,000 - 34,999                    10.6%      16.2%      15.2%         14.4%
  $ 35,000 - 49,999                     3.8%      15.9%      17.8%         17.2%
  $ 50,000 - 74,999                     1.0%       9.0%      12.2%         16.0%
  $ 75,000 - 99,999                     0.6%       2.0%       3.8%          5.7%
  $ 100,000 - 149,999                    -         0.9%       1.9%          3.7%
  $ 150,000 +                            -         0.6%       0.8%          1.3%
     Total                            100.0%     100.0%     100.0%        100.0%

Median Household Income ($)           13,241     21,991     26,004        30,575
Aggregate HH Inc ($000)              885,739  1,611,780  1,904,058     2,230,589
Median Family Income ($)              16,785     29,382     34,744        40,851
Per Capita Income ($)                  6,061     11,822     14,291        17,064

Median Age Total Population             37.3       38.6       39.3          39.9
Median Age Adult Population             48.9       47.1       47.6          48.2

Median Age Female Population            41.7       41.6       42.3          42.9
Median Age Adult Female Population      51.7       50.8       50.8          51.3

Median Age Male Population              33.4       35.6       36.3          36.7
Median Age Adult Male Population        45.5       43.6       44.4          45.0

Area defined by Circle: (41.258898,75.881047): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC-C1750-41                                                         Page 2 of 2
Kingston Plaza S.C. 5 Mile Radius                                        6/11/96

                        1980 Census  1990 Census  1995 Estimate  2000 Projection

Total Population by Age     149,446      140,339        137,234         134,723

   0-5                         6.4%         7.0%           7.0%            6.8%
   6-13                       10.3%         9.2%           9.3%            9.3%
   14-17                       6.2%         4.6%           4.7%            4.8%
   18-24                      11.5%        10.0%           9.5%            9.4%
   25-34                      13.5%        14.3%          13.7%           13.3%
   35-44                       9.2%        13.2%          13.3%           13.1%
   45-54                      11.3%         9.5%          10.4%           11.2%
   55-64                      13.7%        11.0%          10.3%           10.3%
   65-74                      17.9%        11.9%          11.7%           11.3%
   75-84                          -         7.4%           7.9%            8.0%
   85+                            -         1.9%           2.2%            2.5%

Female Population by Age     80,836       75,654         73,831          72,348

   0-5                         6.0%         6.3%           6.3%            6.2%
   6-13                        9.4%         8.4%           8.5%            8.4%
   14-17                       5.7%         4.3%           4.3%            4.4%
   18-24                      10.7%         9.3%           8.8%            8.8%
   25-34                      12.5%        13.3%          12.8%           12.4%
   35-44                       8.7%        12.4%          12.5%           12.4%
   45-54                      11.4%         9.1%          10.1%           10.9%
   55-64                      14.4%        11.4%          10.5%           10.6%
   65-74                      21.3%        13.3%          13.0%           12.6%
   75-84                          -         9.4%           9.9%            9.9%
   85+                            -         2.8%           3.2%            3.5%

Male Population by Age       68,609       64,687         63,399          62,379

   0-5                         7.0%         7.8%           7.7%            7.6%
   6-13                       11.4%        10.1%          10.3%           10.2%
   14-17                       6.8%         5.0%           5.2%            5.2%
   18-24                      12.4%        10.8%          10.3%           10.2%
   25-34                      14.6%        15.5%          14.7%           14.5%
   35-44                       9.8%        14.2%          14.3%           13.9%
   45-54                      11.3%         9.9%          10.8%           11.6%
   55-64                      12.9%        10.5%           9.9%           10.0%
   65-74                      13.9%        10.3%          10.2%            9.9%
   75-84                          -         5.2%           5.5%            5.7%
   85+                            -         0.9%           1.1%            1.3%
 Area defined by Circle: (41.258898,75.881047): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC-C1750-41                                                         Page 1 of 4
Area 1 = Kingston Plaza S.C. 1 Mile Radius                               6/11/96
Area 2 = Kingston Plaza S.C. 3 Mile Radius
Area 3 = Kingston Plaza S.C. 5 Mile Radius

Description                                    Area 1        Area 2       Area 3

Population:
   2000 Projection                             15,915        97,573      134,723
   1995 Estimate                               16,363       100,141      137,234
   1990 Census                                 16,903       103,276      140,339
   1980 Census                                 18,043       110,884      149,446
   Percent Change, 1980-1990                     -6.3          -6.9         -6.1
   Percent Change, 1990-1995                     -3.2          -3.0         -2.2

1995 Population by Race:
   % White                                       97.7          97.2         97.8
   % Black                                        0.8           1.8          1.4
   % American Indian                              0.1           0.1          0.1
   % Asian                                        1.2           0.7          0.6
   % Other                                        0.2           0.2          0.2
   % Hispanic                                     0.7           0.7          0.6

1995 Population by Age:
   % 0-5                                          6.0           6.9          7.0
   % 6-13                                         7.9           9.2          9.3
   % 14-17                                        5.6           4.8          4.7
   % 18-20                                        5.5           4.4          4.2
   % 21-24                                        7.0           5.5          5.3
   % 25-34                                       13.2          13.7         13.7
   % 35-44                                       13.3          13.4         13.3
   % 45-54                                        9.6          10.2         10.4
   % 55-64                                        8.8          10.1         10.3
   % 65-74                                       11.2          11.7         11.7
   % 75-84                                        8.8           7.9          7.9
   % 85+                                          3.1           2.2          2.2
   Median Age Total Population                   38.7          39.0         39.3
   Median Age Adult Population                   46.1          47.4         47.6

Households:
   2000 Projection                              6,352        40,579       55,565
   1995 Estimate                                6,497        41,413       56,233
   1990 Census                                  6,688        42,523       57,201
   1980 Census                                  6,983        42,633       56,705
   Percent Change, 1980-1990                     -4.2          -0.3          0.9
   Percent Change, 1990-1995                     -2.9          -2.6         -1.7

1990 Household Population                      15,097        99,932      136,337
1990 Households w/ Children under 18            1,632        11,642       16,068
1990 Households w/ Persons over 65              2,553        16,265       21,653

Area defined by Circle: (41.258898,75.881047): 1 mile(s)
Area defined by Circle: (41.258898,75.881047): 3 mile(s)
Area defined by Circle: (41.258898,75.881047): 5 mile(s)

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report
CBC-C1750-41                                                         Page 3 of 4
Area 1 = Kingston Plaza S.C. 1 Mile Radius                               6/11/96
Area 2 = Kingston Plaza S.C. 3 Mile Radius
Area 3 = Kingston Plaza S.C. 5 Mile Radius

Description                                    Area 1        Area 2       Area 3

1990 Housing Unit Counts:
   Total Units                                  7,106        45,029       60,607
     Occupied Units                             6,688        42,523       57,201
       Owner Occupied                           3,688        24,908       35,596
       Renter Occupied                          3,002        17,617       21,603
     Vacant Units                                 418         2,506        3,406
       Year Round                                 400         2,423        3,269
       Seasonal                                    18            81          139

1990 Housing Unit Percents:
   % Occupied of Total Units                     94.1          94.4         94.4
    % Owner Units of Occupied Units              55.1          58.6         62.2
    % Renter Units of Occupied Units             44.9          41.4         37.8
   % Vacant of Total Units                        5.9           5.6          5.6
    % Year Round of Vacant Units                 95.7          96.7         96.0
    % Seasonal of Vacant Units                    4.3           3.2          4.1
   % Condominiums of Total Units                  0.7           0.7          0.7

1990 Condominiums:
   Total Condominium Units                         48           317          431
    % Owner Occupied                             29.2          19.6         28.5
    % Renter Occupied                            58.3          76.7         67.7
    % Vacant                                     12.5           3.8          3.7

1990 Units in Structure:
   % 1, Detached                                 45.7          49.7         51.8
   % 1, Attached                                 13.0          13.3         13.2
   % 2                                           11.3          10.1          9.5
   % 3-9                                         18.6          13.4         12.3
   % 10-49                                        5.6           6.0          5.1
   % 50+                                          4.1           4.8          3.8
   % Mobile Homes                                 0.1           0.9          2.7
   % Other                                        1.7           1.7          1.7

1990 Median Home Value                        $65,119       $50,570      $52,419
1990 Median Contract Rent                        $299          $259         $254

Area defined by Circle: (41.258898,75.881047): 1 mile(s)
Area defined by Circle: (41.258898,75.881047): 3 mile(s)
Area defined by Circle: (41.258898,75.881047): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC-C1750-41                                                         Page 4 of 4
Area 1 = Kingston Plaza S.C. 1 Mile Radius                               6/11/96
Area 2 = Kingston Plaza S.C. 3 Mile Radius
Area 3 = Kingston Plaza S.C. 5 Mile Radius

Description                                    Area 1        Area 2       Area 3

1995 Total Employed                            15,376        44,975       55,087
1995 Socio-Economic Measure                        53            39           39

1990 Occupation:
   Total Civil Labor Force                      7,730        48,076       65,432
   % Unemployed                                   4.1           6.4          6.4

   Total Employed                               7,411        45,018       61,260
   % White Collar                                65.8          56.5         55.6
    % Executive & Managerial                     13.3           9.9          9.6
    % Professional Specialty                     16.4          12.5         12.2
    % Technical Support                           2.6           3.1          3.4
    % Administrative Support                     17.9          18.5         18.4
    % Sales                                      15.6          12.4         12.1
   % Blue Collar                                 20.6          27.6         29.0
    % Precision Production, Craft & Repair        7.9          10.4         10.9
    % Machine Operators                           6.2           8.6          9.1
    % Transportation & Material Moving            2.5           3.9          4.1
    % Laborers                                    4.0           4.7          4.9
   % Farming, Forestry & Fishing                  0.4           0.6          0.6
   % Service: Private Household                   0.2           0.2          0.2
   % Service: Protective                          2.0           2.1          2.0
   % Service: Other                              11.0          12.9         12.6

1990 Educational Attainment (Age 25 & Over):
   % Less than Grade 9                            8.5          11.7         11.7
   % Grade 9-12 (No Diploma)                     13.4          16.7         16.8
   % High School Graduate or Equivalency         36.7          39.6         40.3
   % Some College (No Degree)                    14.0          12.4         12.4
   % Associate Degree                             5.3           5.1          5.2
   % Bachelor Degree                             13.0           9.0          8.6
   % Graduate or Professional Degree              9.1           5.5          5.1

Area defined by Circle: (41.258898,75.881047): 1 mile(s)
Area defined by Circle: (41.258898,75.881047): 3 mile(s)
Area defined by Circle: (41.258898,75.881047): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                               Market Stats Report

CBC-C1750-41                                                         Page 1 of 9
Area 1 = Kingston Plaza S.C. 1 Mile Radius                               6/11/96
Area 2 = Kingston Plaza S.C. 3 Mile Radius
Area 3 = Kingston Plaza S.C. 5 Mile Radius

--------------------------------------------------------------------------------
Description                                    Area 1        Area 2       Area 3

--------------------------------------------------------------------------------

1995 Socio-Economic Measure:                       53            39           39

1995 Employment:                               15,376        44,975       55,087

Population:
   2000 Projection                             15,915        97,573      134,723
   1995 Estimate                               16,363       100,141      137,234
   1990 Census                                 16,903       103,276      140,339
   1990-1995% Change (Growth)                   -3.2%         -3.0%        -2.2%

   1990 Group Quarters Population               1,804         3,340        4,004

1995 % Population by Race:
   White                                        97.7%         97.2%        97.8%
   Black                                         0.8%          1.8%         1.4%
   American Indian, Eskimo & Aleut               0.1%          0.1%         0.1%
   Asian or Pacific Islander                     1.2%          0.7%         0.6%
   Other                                         0.2%          0.2%         0.2%

   Hispanic                                      0.7%          0.7%         0.6%

1990 % Population by Race:
   White                                        98.2%         97.6%        98.1%
   Black                                         0.6%          1.5%         1.2%
   American Indian, Eskimo & Aleut               0.1%          0.1%         0.1%
   Asian or Pacific Islander                     1.0%          0.6%         0.5%
   Other                                         0.2%          0.2%         0.2%

   Hispanic                                      0.7%          0.6%         0.5%

1995 % Population by Sex:
   Male                                         46.5%         46.0%        46.2%
   Female                                       53.6%         54.0%        53.8%

1990 % Population by Sex:
   Male                                         46.4%         45.9%        46.1%
   Female                                       53.6%         54.1%        53.9%

2000 Pop per Square Mile (Pop Density)        5,888.5       3,052.8      1,668.5
1995 Pop per Square Mile (Pop Density)        6,054.3       3,133.2      1,699.6
1990 Pop per Square Mile (Pop Density)        6,254.1       3,231.3      1,738.0

Area (Square Miles)                               2.7          32.0         80.7
Area (Square Kilometers)                          7.0          82.8        209.1

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report
CBC-C1750-41                                                         Page 2 of 9
Area 1 = Kingston Plaza S.C. 1 Mile Radius                               6/11/96
Area 2 = Kingston Plaza S.C. 3 Mile Radius
Area 3 = Kingston Plaza S.C. 5 Mile Radius

--------------------------------------------------------------------------------
Description                                    Area 1        Area 2       Area 3

--------------------------------------------------------------------------------

Households:
   2000 Projection                              6,352        40,579       55,565
   1995 Estimate                                6,497        41,413       56,233
   1990 Census                                  6,688        42,523       57,201
   1990-1995% Change (Growth)                   -2.9%         -2.6%        -1.7%

2000 Average Household Size                      2.22          2.32         2.35
1995 Average Household Size                      2.24          2.34         2.37
1990 Average Household Size                      2.26          2.35         2.38

2000 Per Capita Income                        $21,955        16,845       17,064
1995 Per Capita Income                        $18,283        14,121       14,291
1990 Per Capita Income                        $15,086        11,686       11,822

2000 Median Family Income                     $45,207        40,563       40,851
1995 Median Family Income                     $38,446        34,489       34,744
1990 Median Family Income                     $32,333        29,211       29,382

2000 Median Household Income                  $33,258        29,936       30,575
1995 Median Household Income                  $28,284        25,453       26,004
1990 Median Household Income                  $23,787        21,558       21,991

2000 Average Household Income                 $48,774        39,117       40,144
1995 Average Household Income                 $40,971        33,006       33,860
1990 Average Household Income                 $33,830        27,589       28,269

1995 % Household Income:
   $0-$9,999                                    16.1%         18.3%        17.5%
   $l0,000-$14,999                              12.1%         12.7%        12.5%
   $l5,000-$24,999                              17.1%         18.3%        18.3%
   $25,000-$34,999                              13.7%         15.1%        15.2%
   $35,000-$49,999                              17.6%         17.7%        17.8%
   $50,000-$74,999                              12.4%         11.6%        12.2%
   $75,000-$99,999                               5.1%          3.7%         3.8%
   $100,000-$149,999                             3.6%          1.9%         1.9%
   $150,000+                                     2.3%          0.8%         0.8%

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC-C1750-4l                                                         Page 3 of 9
Area 1 = Kingston Plaza S.C. 1 Mile Radius                               6/11/96
Area 2 = Kingston Plaza S.C. 3 Mile Radius
Area 3 = Kingston Plaza S.C. 5 Mile Radius

--------------------------------------------------------------------------------
Description                                    Area 1        Area 2       Area 3

--------------------------------------------------------------------------------

1990 % Household Income:
   $0-$9,999                                    20.9%         22.9%        22.1%
   $10,000-$14,999                              12.3%         13.1%        12.9%
   $l5,000-$24,999                              18.5%         20.2%        20.5%
   $25,000-$34,999                              16.0%         16.2%        16.2%
   $35,000-$49,999                              14.7%         15.5%        15.9%
   $50,000-$74,999                              10.3%          8.7%         9.0%
   $75,000-$99,999                               3.9%          2.0%         2.0%
   $l00,000-$149,999                             1.7%          0.8%         0.9%
   $150,000+                                     1.7%          0.6%         0.6%

1995 % Population by Age:
   0-5                                           6.0%          6.9%         7.0%
   6-13                                          7.9%          9.2%         9.3%
   14-17                                         5.6%          4.8%         4.7%
   18-20                                         5.5%          4.4%         4.2%
   21-24                                         7.0%          5.5%         5.3%
   25-34                                        13.2%         13.7%        13.7%
   35-44                                        13.3%         13.4%        13.3%
   45-54                                         9.6%         10.2%        10.4%
   55-64                                         8.8%         10.1%        10.3%
   65-74                                        11.2%         11.7%        11.7%
   75-84                                         8.8%          7.9%         7.9%
   85+                                           3.1%          2.2%         2.2%
   Median Age Total Population                   38.7          39.0         39.3
   Median Age Adult Population                   46.1          47.4         47.6

1990 % Population by Age:
   0-5                                           6.0%          6.9%         7.0%
   6-13                                          7.8%          9.1%         9.2%
   14-17                                         4.2%          4.6%         4.6%
   18-20                                         7.9%          5.0%         4.7%
   21-24                                         6.3%          5.5%         5.3%
   25-34                                        13.4%         14.3%        14.3%
   35-44                                        13.7%         13.1%        13.2%
   45-54                                         8.3%          9.1%         9.5%
   55-64                                        10.0%         10.9%        11.0%
   65-74                                        11.2%         11.9%        11.9%
   75-84                                         8.5%          7.6%         7.4%
   85+                                           2.9%          1.9%         1.9%
   Median Age Total Population                   38.2          38.4         38.6
   Median Age Adult Population                   44.8          46.9         47.1

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC-C1750-4l                                                         Page 4 of 9
Area 1 = Kingston Plaza S.C. 1 Mile Radius                               6/11/96
Area 2 = Kingston Plaza S.C. 3 Mile Radius
Area 3 = Kingston Plaza S.C. 5 Mile Radius

--------------------------------------------------------------------------------
Description                                    Area 1        Area 2       Area 3

--------------------------------------------------------------------------------

1995 % Female Population by Age:
   0-5                                           5.4%          6.2%         6.3%
   6-13                                          7.0%          8.4%         8.5%
   14-17                                         5.5%          4.5%         4.3%
   18-20                                         5.2%          4.1%         3.9%
   21-24                                         6.1%          5.1%         4.9%
   25-34                                        11.4%         12.8%        12.8%
   35-44                                        12.3%         12.5%        12.5%
   45-54                                         9.3%          9.8%        10.1%
   55-64                                         9.0%         10.4%        10.5%
   65-74                                        12.7%         13.1%        13.0%
   75-84                                        11.4%         10.0%         9.9%
   85+                                           4.6%          3.2%         3.2%
   Female Median Age Total Population            42.7          42.2         42.3
   Female Median Age Adult Population            50.9          50.9         50.8

1990 % Female Population by Age:
   0-5                                           5.3%          6.2%         6.3%
   6-13                                          7.0%          8.4%         8.4%
   14-17                                         4.0%          4.2%         4.3%
   18-20                                         7.7%          4.6%         4.3%
   21-24                                         5.2%          5.2%         5.1%
   25-34                                        11.6%         13.2%        13.3%
   35-44                                        12.7%         12.3%        12.4%
   45-54                                         7.9%          8.8%         9.1%
   55-64                                        10.6%         11.4%        11.4%
   65-74                                        12.5%         13.4%        13.3%
   75-84                                        11.0%          9.6%         9.4%
   85+                                           4.3%          2.8%         2.8%
   Female Median Age Total Population            42.0          41.5         41.6
   Female Median Age Adult Population            50.4          50.9         50.8

1990 % Hispanic Population by Type:
   Not of Hispanic Origin                       99.3%         99.4%        99.5%
   Mexican                                       0.1%          0.1%         0.1%
   Puerto Rican                                  0.2%          0.2%         0.2%
   Cuban                                         0.0%          0.0%         0.0%
   Other Hispanic                                0.3%          0.2%         0.2%

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC-C1750-4l                                                         Page 5 of 9
Area 1 = Kingston Plaza S.C. 1 Mile Radius                               6/11/96
Area 2 = Kingston Plaza S.C. 3 Mile Radius
Area 3 = Kingston Plaza S.C. 5 Mile Radius

--------------------------------------------------------------------------------
Description                                    Area 1        Area 2       Area 3

--------------------------------------------------------------------------------

1990% Population Enrolled in School (Age 3 & Over):

   Preprimary School                             5.6%          6.4%         6.8%
   Elementary and High School                   45.8%         61.8%        63.4%
   College                                      48.6%         31.7%        29.8%

   Total School Enrollment                      4,136        22,419       30,268

1990 % Educational Attainment (Age 25 & Over):

   Less than Grade 9                             8.5%         11.7%        11.7%
   Grade 9-12 (No Diploma)                      13.4%         16.7%        16.8%
   High School Graduate or Equivalency          36.7%         39.6%        40.3%
   Some College (No Degree)                     14.0%         12.4%        12.4%
   Associate Degree                              5.3%          5.1%         5.2%
   Bachelor Degree                              13.0%          9.0%         8.6%
   Graduate or Professional Degree               9.1%          5.5%         5.1%

1990 % Employment Status:

   Total Labor Force:
     Armed Forces                                0.1%          0.2%         0.1%
     Civilian:
       Employed                                 51.4%         53.1%        53.4%
       Unemployed                                2.2%          3.6%         3.6%
   Not In Labor Force                           46.2%         43.1%        42.9%

   Female Labor Force:
     Armed Forces                                0.0%          0.0%         0.0%
     Civilian:
       Employed                                 44.5%         45.6%        45.8%
       Unemployed                                1.8%          2.4%         2.4%
   Not In Labor Force                           53.7%         52.0%        51.7%

1990 % Working Mothers:

   Child < 6 Only                               17.2%         15.1%        16.3%
   Child 6-17 Only                              37.7%         38.8%        39.5%
   Child < 6 & 6-17                              7.4%         10.4%         9.8%
   Nonworking Mothers                           37.7%         35.7%        34.4%

   Total Mothers                                1,547        10,965       15,288

       Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC-C1750-4l                                                         Page 6 of 9
Area 1 = Kingston Plaza S.C. 1 Mile Radius                               6/11/96
Area 2 = Kingston Plaza S.C. 3 Mile Radius
Area 3 = Kingston Plaza S.C. 5 Mile Radius

--------------------------------------------------------------------------------
Description                                    Area 1        Area 2       Area 3

--------------------------------------------------------------------------------

1990 % Industry Employment:
   Agriculture/Forestry/Fishing                  0.5%          0.7%         0.7%
   Mining                                        0.1%          0.2%         0.2%
   Construction                                  3.7%          4.8%         5.1%
   Manufacturing:
     Nondurable Goods                            7.2%          9.6%        10.1%
     Durable Goods                               7.5%          8.1%         8.3%
   Transportation                                2.0%          3.0%         3.3%
   Communications & Public Utilities             3.0%          3.1%         3.2%
   Wholesale Trade                               5.8%          5.0%         5.0%
   Retail Trade                                 20.1%         20.1%        20.0%
   Finance/Insurance/Real Estate                 8.2%          7.2%         6.7%
   Services:
     Business & Repair                           3.5%          4.2%         4.2%
     Personal                                    2.6%          2.6%         2.4%
     Entertainment & Recreation                  1.2%          1.1%         1.1%
     Health                                     14.4%         12.3%        12.2%
     Educational                                10.0%          7.7%         7.2%
     Other Professional & Related                6.4%          5.7%         5.3%
   Public Administration                         3.9%          4.9%         5.0%
   Total                                        7,410        45,022       61,268

1990 % Occupation:
   Executive & Managerial                       13.3%          9.9%         9.6%
   Professional Specialty                       16.4%         12.5%        12.2%
   Technical Support                             2.6%          3.1%         3.4%
   Sales                                        15.6%         12.4%        12.1%
   Administrative Support                       17.9%         18.5%        18.4%
   Service: Private Household                    0.2%          0.2%         0.2%
   Service: Protective                           2.0%          2.1%         2.0%
   Service: Other                               11.0%         12.9%        12.6%
   Farming, Forestry & Fishing                   0.4%          0.6%         0.6%
   Precision Production, Craft & Repair          7.9%         10.4%        10.9%
   Machine Operator, Assemblers & Inspectors     6.2%          8.6%         9.1%
   Transportation & Material Moving              2.5%          3.9%         4.1%
   Laborers                                      4.0%          4.7%         4.9%

   White Collar Total                           65.8%         56.5%        55.6%
   Blue Collar Total                            20.6%         27.6%        29.0%

   Total Employed                               7,403        45,020       61,266

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC-C1750-4l                                                         Page 7 of 9
Area 1 = Kingston Plaza S.C. 1 Mile Radius                               6/11/96
Area 2 = Kingston Plaza S.C. 3 Mile Radius
Area 3 = Kingston Plaza S.C. 5 Mile Radius

--------------------------------------------------------------------------------
Description                                    Area 1        Area 2       Area 3

--------------------------------------------------------------------------------

1990 % Marital Status:
   Total Male:                                  6,555        38,515       52,400
     Never Married                              37.4%         33.7%        32.3%
     Married                                    48.6%         53.4%        55.l%
     Separated                                   2.7%          2.1%         2.0%
     Widowed                                     4.5%          4.4%         4.4%
     Divorced                                    6.8%          6.5%         6.2%

   Total Female:                                7,862        47,177       63,748
     Never Married                              30.1%         26.2%        25.0%
     Married                                    40.2%         43.3%        45.0%
     Separated                                   1.8%          2.4%         2.4%
     Widowed                                    20.9%         20.6%        20.4%
     Divorced                                    7.1%          7.4%         7.2%

1990 Households by Type:
   One Person Households                        2,482        14,339       18,366
   Two or more Person Households:
     Family Households:
       Married Couple                           3,017        19,640       27,641
       Male Householder                           193         1,441        1,923
       Female Householder                         731         5,757        7,587
     Nonfamily Households                         262         1,347        1,682

1990 Family Households With Children
   Married Couple Family                        1,237         8,347       11,741
   Male Householder                                66           461          614
   Female Householder                             314         2,738        3,589

1990 Population by Household Type:
   Family Households                           11,972        82,407      114,049
   Nonfamily Households                         3,125        17,525       22,288

1990 Households With:
   Children Under 18                            1,632        11,642       16,068
   Persons Over 65                              2,553        16,265       21,653
   Householder Over 65                          2,410        15,099       20,014

1990 Average Family Size                         3.00          3.04         3.04

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC-C1750-4l                                                         Page 8 of 9
Area 1 = Kingston Plaza S.C. 1 Mile Radius                               6/11/96
Area 2 = Kingston Plaza S.C. 3 Mile Radius
Area 3 = Kingston Plaza S.C. 5 Mile Radius

--------------------------------------------------------------------------------
Description                                    Area 1        Area 2       Area 3

--------------------------------------------------------------------------------

1990 Median Home Value                        $65,119        50,570       52,419
1990 Average Home Value                       $82,609        59,942       62,405
1990 Median Contract Rent                        $299           259          254
1990 Average Contract Rent                       $314           270          264

1990 Persons In Unit:
   1 Person Units                               2,482        14,339       18,366
   2 Person Units                               2,011        12,831       17,554
   3 Person Units                                 940         6,664        9,273
   4+ Person Units                              1,254         8,691       12,009

1990 Housing Unit Counts:
   Total Units                                  7,106        45,029       60,607
    % Occupied                                  94.1%         94.4%        94.4%
    % Vacant                                     5.9%          5.6%         5.6%
    % Year Round                                 5.6%          5.4%         5.4%
    % Seasonal                                   0.3%          0.2%         0.2%
   Occupied Units                               6,688        42,523       57,201
    % Owner Occupied                            55.1%         58.6%        62.2%
    % Renter Occupied                           44.9%         41.4%        37.8%
   Vacant Units                                   418         2,506        3,406
    % Year Round of Vacant Units                95.7%         96.7%        96.0%
    % Seasonal of Vacant Units                   4.3%          3.2%         4.1%

1990 Total Housing Units in Structure           7,106        45,029       60,607
   1, Detached                                  45.7%         49.7%        51.8%
   1, Attached                                  13.0%         13.3%        13.2%
   2,                                           11.3%         10.1%         9.5%
   3-9                                          18.6%         13.4%        12.3%
   10-49                                         5.6%          6.0%         5.1%
   50+                                           4.1%          4.8%         3.8%
   Mobile Home or Trailer                        0.1%          0.9%         2.7%
   Other                                         1.7%          1.7%         1.7%

1990 Housing Units by Year Built                3,667        24,974       35,609
   Built 1985 to March, 1990                     0.3%          2.4%         3.8%
   Built 1980 to 1984                            4.9%          2.7%         3.2%
   Built 1970 to 1979                            7.8%          8.7%        11.1%
   Built 1960 to 1969                            3.2%          5.3%         6.2%
   Built 1950 to 1959                            9.5%          6.3%         7.4%
   Built 1949 or Earlier                        74.3%         74.6%        68.3%

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC-C1750-4l                                                         Page 9 of 9
Area 1 = Kingston Plaza S.C. 1 Mile Radius                               6/11/96
Area 2 = Kingston Plaza S.C. 3 Mile Radius
Area 3 = Kingston Plaza S.C. 5 Mile Radius

--------------------------------------------------------------------------------
Description                                    Area 1        Area 2       Area 3

--------------------------------------------------------------------------------

1990 % Means of Transportation to Work:
   Car, Truck or Van:
     Drove Alone                                72.4%         71.9%        73.0%
     Carpooled                                  10.7%         16.0%        15.9%
   Public Transportation                         2.2%          2.7%         2.5%
   Other Means                                  12.3%          7.9%         7.1%
   Worked at Home                                2.4%          1.6%         1.5%

1990 % Travel Time to Work:
   0-14 Minutes                                 59.1%         48.3%        44.4%
   15-20 Minutes                                30.6%         39.5%        42.2%
   30-59 Minutes                                 8.4%         10.0%        11.1%
   60-89 Minutes                                 1.5%          1.8%         1.9%
   90+ Minutes                                   0.4%          0.4%         0.4%

1990 Households by Number of Vehicles:
   1 Vehicle                                    2,993        17,116       22,648
   2 Vehicles                                   2,044        12,416       17,267
   3 Vehicles                                     402         3,071        4,563
   4 Vehicles                                     153           893        1,326
   5 or More Vehicles                              37           233          391

Area defined by Circle: (41.258898,75.881047): 1 mile(s)
Area defined by Circle: (41.258898,75.881047): 3 mile(s)
Area defined by Circle: (41.258898,75.881047): 5 mile(s)

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

================================================================================
                                                            ADDENDUM F RENT ROLL
--------------------------------------------------------------------------------

                                   ADDENDUM F
                                    RENT ROLL

--------------------------------------------------------------------------------

                       Mark Centers Trust Annual Rent Roll
                                 KINGSTON PLAZA
                                                                           20
Date:                                                                   05/09/96
Report Date: 05/09/96                                                   10:49:26


---------------------------------------------------------------------------------------------------
                                          Occupancy   --Rent Dates--    Square     Base     Rent
Bldg/Suite/Lease         Tenant Name       Status    Start     Expire   Footage    Rent   Per Sq Ft
---------------------------------------------------------------------------------------------------
330574-00010-000001  THE TAN GENERATION    ACTIVE 1  09/15/87  08/31/96   1,000    9,900    9.90
330574-00040-000003  BASICALLY BAGELS      ACTIVE 2  03/08/91  03/31/02   4,000   42,000   10.50
330574-0004A-000004  HONG KONG CHINESE RES ACTIVE 3  08/31/89  08/31/99   1,500   15,000   10.00
330574-0004B-000005  UPTOWN VIDEO          ACTIVE 4  12/18/89  04/30/97   2,000   14,160    7.08
330574-0004C-000006  TONY'S PIZZA          ACTIVE 5  04/01/92  03/31/01   2,000   16,000    8.00
330574-00070-000007  PENNA LIQUOR CONTROL  ACTIVE 6  09/01/83  08/31/97   2,824   19,800    7.01
330574-00050-000008  PRICE CHOPPER-STORE   ACTIVE 7  12/02/81  12/31/06  45,000  245,000    5.44
330574-00030-000010  THE EVERYTHING $.99 S ACTIVE 8  09/28/95  12/31/96   6,500   35,750    5.50
                                           --------------------------------------------------------
                                           Total GLA:                    64,824  397,610
                                           Building File:                64,824
                                           Vacant Space:                      0
                                           ========================================================

--------------------------------------------------------------------------------------------
                                             --------Cam------- --Taxes--   Insurance %Rent
Bldg/Suite/Lease         Tenant Name         Base    Fixed  Rec Fixed Rec       Rec   Clause
--------------------------------------------------------------------------------------------
330574-00010-000001  THE TAN GENERATION      1,138     963   x    791  x        x       YES
330574-00040-000003  BASICALLY BAGELS            0   4,117   x  3,163  x        x       YES
330574-0004A-000004  HONG KONG CHINESE RES       0   1,544   x  1,186  x        x
330574-0004B-000005  UPTOWN VIDEO            2,300   1,791   x  1,582  x        x       YES
330574-0004C-000006  TONY'S PIZZA                0   2,058   x  1,000  x        x       YES
330574-00070-000007  PENNA LIQUOR CONTROL        0                  0  x
330574-00050-000008  PRICE CHOPPER-STORE         0   6,988   x      0  x        x       YES
330574-00030-000010  THE EVERYTHING $.99 S       0                                      YES
                                            ------------------------------------------------
                                            17,462              7,722
                                            ================================================

================================================================================
                                                   ADDENDUM G - PRO-JECT REPORTS
--------------------------------------------------------------------------------

                                   ADDENDUM G
                                PRO-JECT REPORTS

--------------------------------------------------------------------------------

                       KINGSTON PLAZA S.C., KINGSTON, PA
                           PROJECT ASSUMPTIONS REPORT
                              INCLUDING ALL TENANTS

BUILDING PROLOGUE

LEASEHOLD ANALYSIS OF KINGSTON PLAZA S.C., KINGSTON, PA BEGINNING 6/1996 FOR 31 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES

NRA
1996 VALUE -       64,824
THEREAFTER - CONSTANT

OCCA
1996  VALUE -      45,380
1997  VALUE -      45,380
1998  VALUE -      45,380
1999  VALUE -      45,380
2000  VALUE -      45,380
2001  VALUE -      45,380
2002  VALUE -      45,380
2003  VALUE -      45,380
2004  VALUE -      45,380
2005  VALUE -      44,430
2006  VALUE -      45,380
2007  VALUE -      44,905
2008  VALUE -      45,380
2009  VALUE -      45,380
2010  VALUE -      44,430
2011  VALUE -      45,380
2012  VALUE -      44,905
2013  VALUE -      45,380
2014  VALUE -      45,380
2015  VALUE -      42,224
2016  VALUE -      18,905
2017  VALUE -      18,430
2018  VALUE -      18,905
2019  VALUE -      17,805
2020  VALUE -       5,225
2021  VALUE -       5,225
2022  VALUE -       5,225
2023  VALUE -       5,700
2024  VALUE -       5,700
2025  VALUE -       5,700

2026  VALUE -       4,750
THEREAFTER - CONSTANT

VACA

+100.0% OF NRA -100.0% OF OCCA

GROWTH RATES

RENT
1996 VALUE -        3.00
THEREAFTER - CONSTANT

EXP.
1996 VALUE -        3.00
THEREAFTER - CONSTANT

2.0%
1996 VALUE -        2.00
THEREAFTER - CONSTANT

3.0%
1996 VALUE -        3.00
THEREAFTER - CONSTANT

TAX
1996 VALUE -        1.00
1997 VALUE -        2.00
1998 VALUE -        3.00
THEREAFTER - CONSTANT

MARKET RATES

ANCR
1996 VALUE    -       6.00
THEREAFTER    - GROWING AT GROWTH RATE RENT

STOR
1996 VALUE -         7.50
THEREAFTER - GROWING AT GROWTH RATE RENT


MISCELLANEOUS INCOMES

NONE

EXPENSES

CAM                 , REFERRED TO AS CAM
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     55,000
THEREAFTER - GROWING AT GROWTH RATE EXP.

REAL ESTATE TAXES  REFERRED TO AS TAX
CHARGED AGAINST NET OPERATING INCOME

1996 VALUE -       50.473
THEREAFTER - GROWING AT GROWTH RATE TAX

INSURANCE           , REFERRED TO AS INS.
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -        9,000
THEREAFTER - GROWING AT GROWTH RATE EXP.

MANAGEMENT FEES   , REFERRED TO AS MGT
AN INFORMATIONAL EXPENSE
1996  VALUE -      15,391
1997  VALUE -      15,733
1998  VALUE -      16,301
1999  VALUE -      16,286
2000  VALUE -      16,689
2001  VALUE -      16,615
2002  VALUE -      16,271
2003  VALUE -      17,365
2004  VALUE -      17,266
2005  VALUE -      17,743
2006  VALUE -      17,830
2007  VALUE -      17,522
2008  VALUE -      18,290
2009  VALUE -      18,860
2010  VALUE -      19,128
2011  VALUE -      19,528
2012  VALUE -      19,205
2013  VALUE -      19,787
2014  VALUE -      20,980
2015  VALUE -      20,975
2016  VALUE -      22,048
2017  VALUE -      22,000
2018  VALUE -      21,667
2019  VALUE -      23,746
2020  VALUE -      23,728

2021 VALUE -       24,959
2022 VALUE -       24,890
2023 VALUE -       24,529
2024 VALUE -       26,887
2025 VALUE -       26,961
2026 VALUE -       28,172
THEREAFTER - CONSTANT

VACANCY ALLOWANCE

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE -        2.00
THEREAFTER - CONSTANT

MANAGEMENT FEE


PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
PASSED THROUGH TO TENANTS USING EXPENSE MGT
1996 VALUE -        3.00
THEREAFTER - CONSTANT


COMMISSION CALCULATIONS

STANDARD METHOD #1 -  4.500% OF TOTAL RENT

STANDARD METHOD #2 -  2.250% OF TOTAL RENT

STANDARD METHOD #3 -  3.375% OF TOTAL RENT

STANDARD METHOD #4 -  0.000% OF TOTAL RENT

STANDARD METHOD #5 -  0.000% OF TOTAL RENT


COMMISSION PAYOUTS

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


ALTERATION CALCULATION

NONE

ALTERATION PAYOUTS


STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


COMMON AREA MAINTENANCE POOL

NONE

CAPITAL EXPENDITURES

NONE

PRIMARY CLASSIFICATION CODES

NONE

SECONDARY CLASSIFICATION CODES

NONE

COST CENTERS

      1 - Common Area Maint.
      2 - Real Estate Taxes
      3 - Insurance Recovery

SALES VOLUME PROFILE

             PERCENT OF     RELATIVE
MONTH       ANNUAL SALES     VOLUME
-----       ------------     ------
 JAN           8.33%          1.00
 FEB           8.33%          1.00
 MAR           8.33%          1.00
 APR           8.33%          1.00
 MAY           8.33%          1.00
 JUN           8.33%          1.00
 JUL           8.33%          1.00
 AUG           8,33%          1.00
 SEP           8.33%          1.00
 OCT           8.33%          1.00
 NOV           8.33%          1.00
 DEC           8.33%          1.00
               ----           ----

TOTALS       100.00%         12.00

GLOBAL RECOVERIES

CAM         , REFERRED TO AS CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES , REFERRED TO AS TAX
ASSIGNED TO COST CENTER    2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX

PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE           , REFERRED TO AS INS.
ASSIGNED TO COST CENTER    3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TENANT PROLOGUE

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS

NONE

TENANTS
THERE ARE A TOTAL OF     8 LEASEHOLD TENANT(S):

--------------------------------------------------------------------------------

#  1 - THE TAN GENERATION
BASE LEASE DATES:        9/1987 TO  8/1996
TYPE OF TENANT:          OFFICE
SQUARE FOOTAGE:           1,000

SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -       9,900/YEAR

RECOVERIES:

CAM
ASSIGNED TO COST CENTER       1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:   NONE

ALTERATIONS:    NONE

OPTION 1 DATES:         8/1996 TO  9/1999
SQUARE FOOTAGE:          1,000

MINIMUM RENT:
INITIAL RENT -       10,890/YEAR

PERCENTAGE RENT:

INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -     165,000/YEAR
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER  1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SNARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:   NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

           LENGTH     VACANT    SQ FT    MONTHS OF
  TERM  YEARS.MONTHS  MONTHS  INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
  ----  ------------  ------  --------   ---------  -----------   -----------
   1       5.00         3       NONE        NONE        YES            NO
   2       5.00         3       NONE        NONE        YES            NO
   3       5.00         3       NONE        NONE        YES            NO
   4       5.00         3       NONE        NONE        YES            NO
   5       5.00         3       NONE        NONE        YES            NO
   6       5.00         3       NONE        NONE        YES            NO

RENEWAL MINIMUM RENT:
MARKET RATE STOR MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:

SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX

GLOBAL GROUPING
GLOBAL RECOVERY INS.

RENEWAL COMMISSIONS:   STANDARD METHOD #3
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

#  2 - BASICALLY BAGELS
BASE LEASE DATES:        3/1991 TO  8/1996
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           4,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -       42,000/YEAR

PERCENTAGE RENT:
INITIAL SALES -  1,200,000/YEAR
THEREAFTER      - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -            800,000/YEAR
   5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 1 DATES:          9/1996 TO  8/2002
SQUARE FOOTAGE:           4,000

MINIMUM RENT:
INITIAL RENT -       48,400/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER     - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -            800,000/YEAR
   5.O0% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

           LENGTH     VACANT    SQ FT    MONTHS OF
  TERM  YEARS.MONTHS  MONTHS  INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
  ----  ------------  ------  --------   ---------  -----------   -----------
   1       5.00         3       NONE        NONE        YES            NO
   2       5.00         3       NONE        NONE        YES            NO
   3       5.00         3       NONE        NONE        YES            NO
   4       5.00         3       NONE        NONE        YES            NO
   5       5.00         3       NONE        NONE        YES            NO

RENEWAL MINIMUM RENT:
MARKET RATE STOR MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX

GLOBAL GROUPING
GLOBAL RECOVERY INS.

RENEWAL COMMISSIONS:   STANDARD METHOD #3
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

# 3 - HONG KONG CHINESE

BASE LEASE DATES:        8/1989 TO  8/1999
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:          1,500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -       15,000/YEAR
CHANGING TO  -       15,750/YEAR ON  9/1996

CHANGING TO  -       l6,500/YEAR ON  9/1998

PERCENTAGE RENT:
INITIAL SALES              0/YEAR
THEREAFTER   - GROWING AT GROWTH RATE 2.0%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:   NONE

RECOVERIES:

CAM

ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER    2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER    3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:   NONE

ALTERATIONS:    NONE
OPTION 1 DATES:          9/1999 TO  8/2004
SQUARE FOOTAGE:          1,500

MINIMUM RENT:
INITIAL RENT -       18,000/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER      - GROWING AT GROWTH RATE 2.0%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES

ASSIGNED TO COST CENTER    2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER       3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NEA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:   NONE

ALTERATIONS:    NONE


SPECULATIVE RENEWALS:

           LENGTH     VACANT    SQ FT    MONTHS OF
  TERM  YEARS.MONTHS  MONTHS  INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
  ----  ------------  ------  --------   ---------  -----------   -----------
   1        5.00        3       NONE        NONE        YES            NO
   2        5.0O        3       NONE        NONE        YES            NO
   3        5.00        3       NONE        NONE        YES            NO
   4        5.00        3       NONE        NONE        YES            NO
   5        5.00        3       NONE        NONE        YES            NO

RENEWAL MINIMUM RENT:
MARKET RATE STOR MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE 3.O% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:

SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX

GLOBAL GROUPING
GLOBAL RECOVERY INS.

RENEWAL COMMISSIONS:   STANDARD METHOD #3
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

# 4 - UPTOWN VIDEO

BASE LEASE DATES:       12/1989 TO  4/1997
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          2,000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -       14,160/YEAR

PERCENTAGE RENT:
INITIAL SALES -      67,000/YEAR
THEREAFTER      - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -     236,000/YEAR
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

CAM

ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER      2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER 3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

OPTION 1 DATES: 5/1997 TO 4/1999
SQUARE FOOTAGE: 2,000

MINIMUM RENT:
INITIAL RENT - 14,868/YEAR

PERCENTAGE RENT:

INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT - 236,000/YEAR
6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER       2 - Real Estate Taxes

PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER       3 - Insurance Recovery
PRO RATA SNARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NEA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:   NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS:

           LENGTH     VACANT    SQ FT    MONTHS OF
  TERM  YEARS.MONTHS  MONTHS  INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
  ----  ------------  ------  --------   ---------  -----------   -----------
  1        5.00          3      NONE        NONE        YES            NO
  2        5.O0          3      NONE        NONE        YES            NO
  3        5.00          3      NONE        NONE        YES            NO
  4        5.00          3      NONE        NONE        YES            NO
  5        5.00          3      NONE        NONE        YES            NO
  6        5.00          3      NONE        NONE        YES            NO

RENEWAL MINIMUM RENT:

MARKET RATE STOR MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE (S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX

GLOBAL GROUPING
GLOBAL RECOVERY INS.

RENEWAL COMMISSIONS..    STANDARD METHOD #3
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:    NONE

--------------------------------------------------------------------------------

# 5 TONY'S PIZZA
BASE LEASE DATES:       4/1992 TO  3/2001
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          2.000
SUBJECT TO VACANCY ALLOWANCE -

MINIMUM RENT:
INITIAL RENT -     16,000/YEAR

PERCENTAGE RENT:
INITIAL SALES -    110,000/YEAR
THEREAFTER      - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT      333,000/YEAR
   6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SNARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER       2 - Real Estate Taxes
PRO RATA SNARE RECOVERY OF EXPENSE TAX

PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NEA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER       3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NEA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP

AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:   NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS:


           LENGTH     VACANT    SQ FT    MONTHS OF
  TERM  YEARS.MONTHS  MONTHS  INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
  ----  ------------  ------  --------   ---------  -----------   -----------
   1        5.00        3       NONE        NONE        YES            NO
   2        5.00        3       NONE        NONE        YES            NO
   3        5.00        3       NONE        NONE        YES            NO
   4        5.00        3       NONE        NONE        YES            NO
   5        5.00        3       NONE        NONE        YES            NO
   6        5.00        3       NONE        NONE        YES            NO

RENEWAL MINIMUM RENT:
MARKET RATE STOR MULTIPLIED NY  1.000
INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE (S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX

GLOBAL GROUPING
GLOBAL RECOVERY INS.

RENEWAL COMMISSIONS:   STANDARD METHOD #3
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE


                                                                         PAGE l8


# 6 - PENNA LIQUIOR CONT
BASE LEASE DATES:      9/1983 TO  8/1997

TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:         2,824

SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -       19,800/YEAR

PERCENTAGE RENT:
INITIAL SALES -             0/YEAR
THEREAFTER      - GROWING AT GROWTH RATE 2.0%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:  NONE

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER       2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

OPTION 1 DATES:          9/1997 TO  8/2001
SQUARE FOOTAGE:          2,824

MINIMUM RENT:
INITIAL RENT -      21,000/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER      - GROWING AT GROWTH RATE 2.0%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:   NONE

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER       2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:   NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS:


           LENGTH     VACANT    SQ FT    MONTHS OF
  TERM  YEARS.MONTHS  MONTHS  INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
  ----  ------------  ------  --------   ---------  -----------   -----------
  1        5.00          3      NONE        NONE        YES            NO
  2        5.00          3      NONE        NONE        YES            NO
  3        5.00          3      NONE        NONE        YES            NO
  4        5.00          3      NONE        NONE        YES            NO
  5        5.00          3      NONE        NONE        YES            NO
  6        5.00          3      NONE        NONE        YES            NO

RENEWAL MINIMUM RENT:
MARKET RATE STOR MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX

GLOBAL GROUPING
GLOBAL RECOVERY INS.

RENEWAL COMMISSIONS:   STANDARD METHOD #3
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

--------------------------------------------------------------------------------

# 7 - PRICE CHOPPER
BASE LEASE DATES:      12/1981 TO 12/2006
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        45,000

SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    245,000/YEAR

PERCENTAGE RENT:

INITIAL SALES - 14,200,000/YEAR
THEREAFTER    - GROWING AT GROWTH RATE 2.0%

INITIAL BREAKPOINT - 20,000,000/YEAR

   1.25% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER       2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER       3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:  NONE

OPTION 1 DATES:        1/2007 TO 12/2026
SQUARE FOOTAGE:        45,000

MINIMUM RENT:
INITIAL RENT -    245,000/YEAR

PERCENTAGE RENT:

INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER      - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT - 20,000,000/YEAR
   1.25% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:   NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER l - Common Area Maint.

PRO RATA SHARE RECOVERY OF EXPENSE CAM

PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER       2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER       3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:   NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

# 8 - EVERYTHING $0.99/
BASE LEASE DATES:        9/1995 TO 12/1996
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           6,500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  35,750/YEAR

PERCENTAGE RENT:
INITIAL SALES -   200,000/YEAR
THEREAFTER   - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT - 1,191,600/YEAR
   3.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:  NONE

COMMISSIONS:   NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS:

           LENGTH     VACANT    SQ FT    MONTHS OF
  TERM  YEARS.MONTHS  MONTHS  INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
  ----  ------------  ------  --------   ---------  -----------   -----------
   1       5.00          3      NONE        NONE        YES           NO
   2       5.00          3      NONE        NONE        YES           NO
   3       5.00          3      NONE        NONE        YES           NO
   4       5.00          3      NONE        NONE        YES           NO
   5       5.00          3      NONE        NONE        YES           NO
   6       5.00          3      NONE        NONE        YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE ANCR MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE (S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX

GLOBAL GROUPING
GLOBAL RECOVERY INS.

RENEWAL COMMISSIONS:   STANDARD METHOD #3
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE

================================================================================
                                                  ADDENDUM H - ENGAGEMENT LETTER
--------------------------------------------------------------------------------

                                   ADDENDUM H
                                ENGAGEMENT LETTER

--------------------------------------------------------------------------------

                         [Letterhead of CB Commercial]

May 8,1996

Mr. Josh Kane
Chief Financial Officer
MARK CENTERS TRUST
660 Third Avenue
Kingston, PA 18704

Re: 17 Shopping Centers
    Nationwide

Dear Mr. Kane:

At your request, we are pleased to submit the following proposal to appraise the above referenced properties. The purpose of this assignment is to estimate the market value of the leased fee interest. We understand the appraisal reports are to be used for mortgage underwriting purposes. We also understand that the reports will be used by Mark Centers Trust and Morgan Stanley.
The properties are briefly described on attachment "A".

Our complete valuation will be presented in a self contained (narrative) format and will contain a complete description of the property along with pertinent exhibits and photographs together with supporting factual data and analysis necessary to convey our opinion of value. We will value the property based upon the cost, income and market approaches to value, where applicable, correlating our findings into a final value conclusion.

The report will be prepared in conformity with and will be subject to the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Each report will also conform to the Uniform Standards of Professional Appraisal Practice ("USPAP") and the Financial Institutions Reform, Recovery and Enforcement Act of 1 989 ("FIRREA") and the Morgan Stanley Capital Appraisal Standards described in Attachment "B".

We assume that there are no major or significant items of deferred maintenance beyond normal wear and tear for properties of their age as of the date of the appraisal which would require the expertise of a professional contractor to estimate the cost of such repairs. If such repairs need to be considered in this appraisal, such estimates are to be provided by a qualified firm hired by you and at no cost to us.

The total fee for the assignment is $68,000 ($4,000 per property) including all travel and related expenses which is due and payable upon delivery of the reports. If we are asked to cancel the assignment within two weeks of our engagement an upset fee equal to 50% will be due and payable. If cancellation occurs between two and three weeks, the upset fee will be equal to 75% and any time after three weeks the full fee will be due and payable.

We will furnish you with three copies of our final report within four to five weeks of our authorization. Authorization occurs upon our receipt of an executed copy of this proposal and our delivery date is contingent upon the timely receipt of all necessary property information, financial statements and detailed lease information. If all requested data and information is not available as of the authorized date, we reserve the right to extend the delivery date by the amount of time it takes to receive the requested information.

May 8,1996
Mr. Kane
Page 2

In order to complete this assignment in a timely manner, we will require the following specific information, if available:

      o     Copy of Ground Lease, if Leasehold
      o     Legal descriptions.
      o     Current rent roll.
      o     Copy of Leases or abstracts
      o     Expense reimbursements on a tenant by tenant basis
      o     Building area calculations and surveys.
      o     Operating statements for the past three full years.
      o     Current year expenses to date.
      o     A copy of the current budget.
      o Copies of any toxic engineering reports dealing with underground tanks, PCB's, asbestos or chemical spills, if available.
      o     A copy of the next fiscal year's budget, if available.
      o A list of major repairs which have recently been made, or are scheduled to be made in the next 18 months.
      o Name and phone number(s) of on-site superintendent(s), or local management firm or trustee for physical inspection.
      o Notice of any pending changes to the rent roll or pertinent information regarding the current status of the tenants.

If we are requested to give court testimony an additional fee will be charged on an hourly basis at $300 per hour for designated MAI-appraisers and $175 for non-designated appraisers. Said hourly billings pertain to court preparation, waiting and travel time, document review and preparation (excludes narrative appraisal report) and all meetings related to court testimony.

The client may provide only complete, final copies of the appraisal report to third parties who shall rely on such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Commercial, or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

In addition to the fee for this assignment, you agree to compensate us at a rate to be mutually agreed to, for any time expended by us should we be required (by subpoena or otherwise) or requested by you, your representatives or other entity to become involved in any litigation or

May 8,1996
Mr. Kane
Page 3

legal proceeding in any way involving this engagement to which we are not a party, the appraisal work we produce or the property which is the subject of this assignment. You also agree to pay, on demand, all reasonable expenses which we incur in connection with any litigation or proceedings including the fees of our attorneys.

You acknowledge that we are being retained hereunder as an independent contractor to perform the services described herein and nothing in this agreement shall be deemed to create any other relationship between us. This assignment will be deemed concluded and the services hereunder completed upon delivery to you of the appraisal report discussed herein.

If these terms are acceptable, please authorize us to proceed by having an officer of the corporation, managing general partner, principal, owner, or a contractually responsible party sign the enclosed copy of this proposal with "Terms and Conditions" and return it to us for our permanent file. Upon receipt of your authorization, we will schedule the necessary personnel to complete the project in a timely manner.

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please do not hesitate to give me a call.

Sincerely,

CB COMMERCIAL REAL ESTATE GROUP, INC.
Appraisal


/s/ Michael R. Pecorino

Michael R. Pecorino, MAI

MRP:jf

cc:   Douglas W. Haney


Enclosure

                                AGREED & ACCEPTED


-----------------------------               -------------------------------
Signature                                   Title

-----------------------------               -------------------------------
Name (type or print)                        Date

Office #:                                   Fax #:
         --------------------                     -------------------------

================================================================================
                                                  ADDENDUM H - ENGAGEMENT LETTER
--------------------------------------------------------------------------------

                                   ADDENDUM I
                                 QUALIFICATIONS

--------------------------------------------------------------------------------

================================================================================
                                                     ADDENDUM I - QUALIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                             DIMITRI M. TEDDONE, MAI
                            Assistant Vice President
                           Senior Real Estate Analyst

                      CB Commercial Real Estate Group, Inc.
                                    Appraisal
                        560 Lexington Avenue, 20th Floor
                            New York, New York 10022
                                 (212) 207-6088

                                   EDUCATIONAL

Bachelor of Science, Marketing
Long Island University, C.W. Post Campus              Greenvale, New York

Appraisal Institute

Successfully completed all the necessary courses to qualify for the MAI designation.

                             LICENSES/CERTIFICATIONS

Certified Real Estate General Appraiser: State of New York State #46-7944

                                  PROFESSIONAL

                               Appraisal Institute

Designated Member of the Appraisal Institute (MAI), Certificate No. 10348

                                   EXPERIENCE

Engaged in the appraisal and consultation of commercial real estate throughout the Northeast United States since July of 1986, specializing in the New York Metropolitan area. Assignments include full and partial interest appraisals of investment grade office buildings, air rights, commercial lofts, multi-family residential properties, cooperatives, condominium, townhouses, shopping centers, industrial facilities, special-use properties, portfolio valuations and multi-property assignments.

1986 - 1991       Joseph J. Blake & Associates               New York, New York
1991 - Present    CB Commercial Real Estate Group, Inc.,
                   Appraisal                                 New York, New York

--------------------------------------------------------------------------------

================================================================================
                                                     ADDENDUM I - QUALIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                            MICHAEL R. PECORINO, MAI
                     Senior Vice President, Regional Manager

                      CB Commercial Real Estate Group, Inc.
                        560 Lexington Avenue, 20th Floor
                            New York, New York 10022
                                  (212)207-6102

                                   EDUCATIONAL

Real Estate Appraisal and Analysis, New York University, the Real Estate Institute Bachelor of Arts, Geography, Planning, Urban Studies, State University College of New York at Oneonta

Successfully completed all the necessary courses to qualify for the MAI designation.

                             LICENSES/CERTIFICATIONS

Certified General Real Estate Appraiser: State of New York (46000002055) Certified General Real Estate Appraiser: State of New Jersey (RG-01667) Certified General Real Estate Appraiser: State of Pennsylvania (GA-001096-R) Certified General Real Estate Appraiser: State of Connecticut (0000489) Certified General Real Estate Appraiser: State of Maryland (10569)
Certified General Real Estate Appraiser: State of New Jersey (3793) Certified General Real Estate Appraiser: State of Delaware (X10000223) Certified General Real Estate Appraiser: State of Maine (CG00001192) Certified General Real Estate Appraiser: State of Vermont (080-0000168) Certified General Real Estate Appraiser: State of District of Columbia
                                         (GA00010315)
Licensed Real Estate Broker:  State of New York

                                  PROFESSIONAL

                               Appraisal Institute

Designated Member of the Appraisal Institute (MAI), Certificate No. 7944 Member of the Real Estate Board of New York

                                   EXPERIENCE

Fifteen years of Real Estate Appraisal and Consulting experience throughout the United States specializing in the New York metropolitan area.

1993 - Present  CB Commercial Real Estate Group, Inc.,
                 Appraisal                              New York, New York
1983 - 1993     Cushman & Wakefield, Inc.               New York, New York
1982 - 1983     Joseph J. Blake & Associates, Inc.      New York, New York
1981 - 1982     City of New York - Office of Manhattan
                 Planning                               New York, New York
1980 - 1981     City of Jersey City - Office of the
                 Mayor                                  Jersey City, New Jersey

Assignments include full and partial interest appraisals of office buildings, air rights, commercial lofts, garden apartments, cooperatives, condominiums, townhouses, shopping centers, industrial facilities, residential and office market studies, portfolio valuations and multi-property assignments.

--------------------------------------------------------------------------------

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                               COMPLETE APPRAISAL
                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                                  PLAZA 15 MALL
                                    Route 15
                             Lewisburg, Pennsylvania
                               CB File No. 96-093M

                              [CB COMMERCIAL LOGO]

                          Delivering Solutions Through
                           Local Knowledge Worldwide

                               COMPLETE APPRAISAL
                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                                  PLAZA 15 MALL
                                    Route 15
                             Lewisburg, Pennsylvania
                               CB File No. 96-093M

                                  DATE OF VALUE

                                  May 23, 1996

                                  PREPARED FOR

                                 MORGAN STANLEY
                              Mortgage Capital Inc.
                                  1585 Broadway
                               New York, NY 10036

                                   PREPARED BY

                      CB COMMERCIAL REAL ESTATE GROUP, INC.
                               APPRAISAL SERVICES
                        560 Lexington Avenue, 16th Floor
                            New York, New York 10022

                           [CB Commercial Letterhead]

June 19, 1996

MORGAN STANLEY
Mortgage Capital Inc.
1585 Broadway
New York, NY 10036

RE:   Appraisal of Shopping Center
      PLAZA 15 MALL
      Route 15
      Lewisburg, Pennsylvania
      CB File No. 96-093M

Dear Ladies and Gentlemen:

At your request and authorization, CB Commercial Real Estate Group, Inc. has prepared a Complete Appraisal presented in a self-contained appraisal report of the current market value of the leased fee estate in the above-referenced real property.

The subject property is a single story community shopping center containing 113,600 square feet of gross leasable area. The shopping center is anchored by an Ames Department Store and Bi-Lo Supermarket and is currently 89% occupied. The property is more fully described, legally and physically, within the enclosed report.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

Based on research and analysis contained in this report, it is estimated that the current market value of the leased fee estate in the subject property as of May 23, 1996, is:

                   THREE MILLION FOUR HUNDRED THOUSAND DOLLARS
                                  ($ 3,400,000)

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, and The Financial Institution Reform, Recovery, and Enforcement Act of 1989 (FIRREA). Furthermore, this report has been prepared in conformance with our interpretation of the appropriate regulations and guidelines set forth by Morgan Stanley.

Morgan Stanley
June 19, 1996
Page 2

It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CB Commercial Real Estate Group, Inc. can be of further service, please do not hesitate to contact us.

Respectfully Submitted,

CB COMMERCIAL REAL ESTATE GROUP, INC.
APPRAISAL SERVICES

by:


/s/ Peter J. Jolicoeur               /s/ Michael R. Pecorino
-------------------------------      -------------------------------
Peter J. Jolicoeur                   Michael R. Pecorino, MAI
Senior Real Estate Analyst           Senior Vice President
                                     Northeast Regional Manager
                                     Pennsylvania Certification No. GA-001096-R

================================================================================
                                                 CERTIFICATION OF THE APPRAISERS
--------------------------------------------------------------------------------

                       CERTIFICATION OF THE APPRAISERS

We certify that to the best of our knowledge and belief:

      1. The statements of fact contained in this report are true and correct.

      2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

      3. We have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

      4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, such as the approval of a loan.

      5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. In addition, this report conforms to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act (FIRREA).

      6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

      7. Michael R. Pecorino has completed the requirements of the continuing education program of the Appraisal Institute.

      8. The property was personally inspected by Peter J. Jolicoeur, but was not inspected by Michael R. Pecorino, MAI.

      9. No other person provided professional assistance to the persons signing this report.

      10. The undersigned appraisers have extensive experience in the appraisal/review of similar property types.


/s/ Peter J. Jolicoeur               /s/ Michael R. Pecorino
-------------------------------      -------------------------------
Peter J. Jolicoeur                   Michael R. Pecorino, MAI
Senior Real Estate Analyst           Senior Vice President
                                     Northeast Regional Manager
                                     Pennsylvania Certification No. GA-001096-R


================================================================================

================================================================================
                                                             SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------

                               SUBJECT PHOTOGRAPHS


                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                 FRONT VIEW OF THE SUBJECT PROPERTY FACING AMES
--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                 FRONT VIEW OF THE SUBJECT PROPERTY FACING BI-LO
--------------------------------------------------------------------------------


================================================================================

================================================================================
                                                      SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

                            SUMMARY OF SALIENT FACTS

Property Name:              Plaza 15 Mall

Location:                   Route 15, Lewisburg, Pennsylvania

Assessor's Parcel Number:   Section 06, Map 056, Parcel #'s 50 & 50.1

Property Description:       The subject property is a single story community
                            shopping center containing 113,600 square feet of gross leasable area. The improvements are situated on a 758,815 square foot lot (17.42 acre).
                            Construction features include a concrete and steel frame and brick and split-faced block exterior walls.

Highest and Best Use

As Though Vacant:           Retail development

As Improved:                Continued use as a shopping center

Property Rights Appraised:  Leased Fee

Date of Value:              May 23, 1996

Land Area                   758,815 Square Feet (17.42 acres)

Improvements

Building Area:

   Gross Leasable Area:     113,600 SF

Year Built:                 1976

Condition:                  Average

Estimated Marketing Time:   12 months or less

--------------------------------------------------------------------------------

================================================================================
                                                      SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

Financial Indicators

Current Occupancy:                 89% Leased / 89% Occupied

Stabilized Occupancy:              95%
                                   $ 4.00 P.S.F.
Market Rental Rate:                Anchor
                                   $  5.50 P.S.F. Satellite < 5,000 square feet
                                   $ 10.00 P.S.F. Satellite > 5,000 square feet

Income Growth Rate:                3.0%

Estimated Stabilized Expenses:     $ 2.10 P.S.F

Expense Growth Rate:               3.0%

Going-In Overall Capitalization
Rate Selected:                     10.50%

Going-In Overall Capitalization
Implied:                           10.40%

Terminal Overall Capitalization
 Rate:                             11.00%

Discount Rate:                     12.50%

Valuation

Land Value:                        N/A

Cost Approach:                     N/A

Sales Comparison Approach:         $ 3,400,000

Income Capitalization Approach:    $ 3,400,000

Final Value

Conclusion:                        $ 3,400,000

Per Square Foot:                   $ 29.93/SF


================================================================================

================================================================================
                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


CERTIFICATION OF THE APPRAISERS..............................................i

SUBJECT PHOTOGRAPHS.........................................................ii

SUMMARY OF SALIENT FACTS...................................................iii

TABLE OF CONTENTS............................................................v

INTRODUCTION.................................................................1

AREA ANALYSIS................................................................7

MARKET ANALYSIS.............................................................15

SITE ANALYSIS...............................................................20

IMPROVEMENT ANALYSIS........................................................22

ZONING......................................................................25

TAX AND ASSESSMENT DATA.....................................................26

HIGHEST AND BEST USE........................................................27

APPRAISAL METHODOLOGY.......................................................30

SALES COMPARISON APPROACH...................................................32

INCOME CAPITALIZATION APPROACH..............................................39

RECONCILIATION OF VALUE.....................................................63

ASSUMPTIONS AND LIMITING CONDITIONS.........................................65

ADDENDA.....................................................................69
   A.........................................................Glossary Of Terms
   B.........................................................Legal Description
   C.................................................Improved Comparable Sales
   D........................................................Rental Comparables
   E...........................................Strategic Mapping, Inc. Reports
   F.................................................................Rent Roll
   G..........................................................PRO-JECT Reports
   H.........................................................Engagement Letter
   I............................................................Qualifications


================================================================================

                                                                    INTRODUCTION


                                  INTRODUCTION

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

                                  INTRODUCTION

PROPERTY IDENTIFICATION

The subject is located on the northwest corner of Route 15 and Hospital Drive approximately one-half mile north of Lewisburg, Pennsylvania. The assessor's tax identification number is Section 06, Map 046, Parcel Nos. 50.0 & 50.1. A full metes and bounds legal description is included in the Addenda.

OWNERSHIP AND PROPERTY HISTORY

The subject is currently owned by Mark Centers Limited Partnership. The subject has not sold in the last three years and to the best of our knowledge there is no known current listing, option, or agreement of sale of the subject.

DATES OF INSPECTION AND VALUATION

The site was last inspected by Peter J. Jolicoeur on May 23, 1996. Michael R. Pecorino, MAI did not inspect the subject or the comparables employed but reviewed this report and concurs with the conclusions. The date of the market value is the date of inspection, May 23, 1996.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the current market value of the leased fee estate in the subject property in it's "As Is" condition. Market value is defined as follows:

      Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;
      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;
      3.    A reasonable time is allowed for exposure in the open market;
      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and


================================================================================

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

TERMS AND DEFINITIONS

Please refer to the Addenda for a Glossary of the Terms and Definitions that are, and may be used in this appraisal.

INTENDED USE OF REPORT

This appraisal is for mortgage underwriting purposes.

PROPERTY RIGHTS APPRAISED

The value estimated is the fee simple interest subject to existing long-term lease tenancies which is analogous to the leased fee estate.

APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The following steps were completed by CB Commercial for this assignment:

      1.    Analyzed regional, city, neighborhood, site, and improvement data.
      2.    Inspected the subject and the neighborhood.
      3. Reviewed data regarding taxes, zoning, utilities, easements, and city services.
      4. Considered comparable improved sales, comparable improved building rental information, and comparable site sales. Data was confirmed with principals, managers, or real estate agents representing principals, unless otherwise noted.
      5. Analyzed the data to arrive at conclusions via each approach to value used in this report.
      6. Reconciled the results of each approach to value employed into a probable range of market data and finally an estimate of value for the subject, as defined herein.
      7. Estimated a reasonable exposure time associated with the value estimate.

The subject site and improvement descriptions are based on a personal inspection of the property, discussions with representatives of the subject property, and/or a review of relevant plat maps and leasing plans. The inspection is not a substitute for thorough engineering studies.

----------

(1) The definition of market value is taken from: The Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, + 34.42(f), August 24, 1966. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.


================================================================================

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

To develop the opinion of value, CB Commercial performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice. This means that no departures from Standard 1 were invoked.

This is a complete appraisal, in the form of a self-contained Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Standards of Professional Appraisal Practice. The definitions of Complete Appraisal and self-contained Report are found in the Glossary of Terms and Definitions. In a complete appraisal, CB Commercial uses all known applicable approaches to value. The value conclusion reflects all known information about the subject property, market conditions, and available data.

The self-contained Report incorporates to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. It also includes thorough descriptions of the subject property and the market for the subject property type. All data considered significant that was requested for this assignment was received by CB Commercial Real Estate Group, Inc. Appraisal Services.

SPECIAL APPRAISAL INSTRUCTIONS

There were no special appraisal instructions.

MARKETING PERIOD

The marketing period section is divided into reasonable exposure time and reasonable marketing time. Exposure time differs from marketing time. Marketing time is the period required to sell a real property interest at market value during the period immediately after the effective date of the appraisal. Exposure time is always presumed to precede the effective date of the appraisal.

Exposure time is not intended to be a prediction of a date of sale or a one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

      o     statistical information about days on the market

      o     information gathered through sales verification

      o     interviews of market participants.

The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions.


================================================================================

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

Reasonable Exposure Time

Exposure time is always presumed to precede the effective date of the appraisal. It is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but adequate, sufficient, and reasonable marketing effort. Exposure time and appraisal conclusion of value are therefore interrelated.

Exposure time is often expressed as a range and is based on direct and indirect market data gathered during the market analysis, sales verifications, interviews with market participants, and other appropriate sources. The amount of time which a property will require to be marketed varies greatly depending on a number of factors including market conditions, listing price, terms of sale offered, and competitive listing inventory.

In addition to considering each of the factors noted above, CB Commercial considered:

      o exposure periods of comparable sales revealed during the course of this appraisal,

      o     the most recent CB Commercial National Investor Survey, and

      o the opinions of local knowledgeable real estate brokers and investors.

Market Conditions

Throughout the Union area, market conditions for most property types have been generally weak during the past three to four years. The value of most investment grade property types has decreased due to a number of factors. The lack of demand for investment properties and the inability of owners to make mortgage payments resulted in numerous foreclosures, or properties deeded back in lieu of foreclosure. Increased listing inventory has had a substantial downward influence on property values and the exposure time necessary to generate sales. Only recently, due to the competitive pricing in the market and improving economic conditions, has the number of transactions and active investors increased. These market conditions describe the current market and illustrate how exposure time is correlated with listing inventory, competitive pricing structures, and marketing efforts.

CB Commercial National Investor Survey

In the most recent issue of the CB Commercial National Investor Survey, published in the Second Quarter 1996, CB Commercial surveyed a wide range of investors for property type preferences and specific marketing times. Respondents showed a clear preference for apartments, suburban offices, warehouse/distribution, community shopping centers, neighborhood shopping centers, power centers, urban offices, and business parks. Investors


================================================================================

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

indicated that exposure requirements for investment property have changed little from the previous survey, now an average of approximately 8.5 months for the subject property type.

Real Estate Broker Surveys

As a second information source, appraisers solicited the opinions of real estate brokers knowledgeable in the subject market and property type. While the majority of individuals surveyed were reluctant to predict an exact exposure time length for retail property in general, they generally estimated an approximate range between 6 and 12 months. All assumed that property would be appropriately priced and marketed. When asked about the subject property specifically, the consensus of opinion was that the subject would receive average to above average recognition in the marketplace under a reasonable plan for pricing and promotion.

Exposure Time Conclusion

In conclusion, based on the foregoing analysis, an exposure time of between 6 and 12 months is reasonable, defensible, and appropriate. Like the brokers surveyed, CB Commercial assumes that the subject property would have been competitively priced and aggressively promoted regionally.

Reasonable Marketing Time

Reasonable marketing time is the period a prospective investor would forecast to sell the subject property immediately after the date of value, at the value estimated. Anticipated marketing time is essentially a measure of the perceived level of risk associated with the marketability, or liquidity, of the subject as an investment grade property. The sources for this information include those used in estimating the reasonable exposure time, but also an analysis of the anticipated changes in market conditions following the date of appraisal. In other words, the reasonable marketing time is the number of months it will require to sell the subject property from the date of value, into the future.

The reader must understand, however, that the future price for the subject property (at the end of the marketing time) may or may not equal the appraisal estimate. The future price depends on unpredictable changes in the physical real estate, demographic and economic trends, real estate markets in general, supply/demand characteristics for the property type, and many other factors.

Based on the premise that present market conditions are the best indicators of future performance in the short-term and under stable market conditions, a prudent investor will forecast that, under the conditions described above, the subject property will require a marketing time of 6 to 12 months.


================================================================================

================================================================================
                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


                               REGIONAL AREA MAP

================================================================================

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

                                  AREA ANALYSIS

The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property.

A regional map indicating the location of the subject is presented on the previous page.

REGIONAL INFLUENCES

Location

The subject is located in the community of Lewisburg within Union County, in the middle portion of the state of Pennsylvania. Union County is not part of any larger Metropolitan Statistical Area (MSA). It is a rural county with three small communities, Lewisburg, Linntown and Mifflinburg, each having a population of less than 10,000. Union County is bordered to the west by Centre County, to the east by Northumberland County, to the south by Snyder County, and to the north by Lycoming County. A regional map indicating the location of the subject is presented on the following page.

Population

The 1995 population within Union County was estimated by Strategic Mapping, Inc. to be 37,855 which reflects a population density of 120 persons per square mile, similar to Snyder County to the south but roughly half that of Northumberland County to the east. This population level indicates a increase of 1,679, or 4.6% from the April 1, 1990 federal census. The population is expected to further increase slightly to approximately 39,627 by the year 2000.


================================================================================

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

Demographic statistics for Union County are summarized in the following table.

================================================================================
                           SELECTED AREA DEMOGRAPHICS
                                  UNION COUNTY
================================================================================

        Population
             1995 Estimate         37,855
             1990 Census           36,176
             1990-1995 % Change       4.6%
        Households
             1995 Estimate         12,323
             1990 Census           11,689
             1990-1995 % Change       5.4%
        1995 Median Household     $32,871
        Income
        1995 Average Household    $41,292
        Income
        1990 Average Home Value   $78,379
        1990 % College Graduates     22.6%

--------------------------------------------------------------------------------
Source: Strategic Mapping, Inc.
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

Households

Similar to the population level within the Union County, the number of households has increased in recent years and is projected to increase by 5.5% over the next five years. Between 1990 and 1995, the number of households in Union County increased by 5.4%. Projections for the year 2000 indicate a growing market area. The average household size did not change between 1990 and 1995 (averaging 2.64 persons per household) and is expected to remain flat over the next five years as well.

Income

Per the data compiled by Strategic Mapping, Inc., the 1995 median household income in the Union County was $32,871. The median household income increased considerably between the 1980 and 1990 census by approximately 5.6% annually. The 1995 estimate indicates that growth in the median household income has slowed to 3.5% per annum from 1990 to 1995. Following this more recent trend, income growth is projected to increase at an average annual rate of 3.4% between 1995 and the year 2000, slightly less than inflation.


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                                                                   AREA ANALYSIS
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Employment

The total civilian labor force for Union County was 17,060 in April, 1996 with corresponding employment of 16,198 indicating an April, 1996 unemployment rate of 5.1%. The following table compares the unemployment rate for the area to that of the state and national average.

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                               UNEMPLOYMENT RATES
                      COMPARISON BY COUNTY, STATE, AND U.S.
--------------------------------------------------------------------------------
     Year          Union County          Pennsylvania            U.S.
     1995              4.7%                  5.9%                5.7%
     1994              4.7%                  6.2%                6.1%
     1993              6.2%                  7.1%                6.8%
     1992              7.3%                  7.6%                7.4%
--------------------------------------------------------------------------------
Source: Pennsylvania Department of Labor and Employment Security, Bureau of
        Labor Market Information
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

Most of the employment is in Services (34%) particularly education and Manufacturing (27%), followed by retail trade industries (14%). The area saw a slight loss of 7% in manufacturing employment between 1980 and 1990, but a much greater increase in white-collar jobs of 35.7%. This area has a higher rate of service sector workers as compared to the surrounding counties reflecting Bucknell University's presence within the county. The major employers in the area are as follows:

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                   UNION COUNTY MAJOR AREA EMPLOYERS
--------------------------------------------------------------------------------
    Company                            Business           No. Employees
--------------------------------------------------------------------------------
    Pennsylvania House
      Furniture, Inc.              Wood furniture             1,100
    Bucknell University              Education                  950
    Evangelical Community
      Hospital                        Hospital                  750
    Lewisburg Federal
      Penitentiary                 Federal Prison               600
    Ritz-Craft Corporation         Pre-fabricated               525
                                  buildings/homes
    JPM Company                 Electric mechanical             525
                                      assembly
    Country Cupboard           Restaurant/hotel/shops           350
    Lewisburg United            Retirement Community            330
    Methodist Homes
    Yorktowne, Inc.               Kitchen cabinets              314
--------------------------------------------------------------------------------
Source: Union County Chamber of Commerce
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================


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================================================================================
                                                                   AREA ANALYSIS
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Transportation

The Interstate highways serving Union County is primarily Interstate 80 which traverses the northern portion of the county. Interstate 80 traverses Pennsylvania in an east-west direction providing direct access to New Jersey and New York City. Access to this interstate is direct and easy via route 15. Route 15 traverses Union County making direct connections to Williamsport to the north and Harrisburg to the south. To the south, at Harrisburg, connections can be made to I-81. Overall, access to Lewisburg is very good as there is direct access from Route 15 to Interstate 80, approximately five miles to the north.

The major airports serving the Union County area are the Wilkes Barre Scranton International Airport and locally the Penn Valley Airport in Snyder County. The Wilkes Barre Scranton International Airport is approximately 70 miles northeast of Lewisburg located along I-81 southwest of downtown Scranton. This airport provides for private and corporate flights as well as cargo shipments. The Union County area is also served by various Conrail freight lines.

Conclusion and Relevance to the Subject Property

The long term outlook for the Union County is considered good. The county has direct access to I-80 via route 15, a primary north-south roadway in this area. The county has a diverse economy with a strong educational base which has promoted growth in service sector employment over the past 15 years. At the same time, its industrial base has declined moderately but this has not affected the health of the economy. Population projections indicate increases for Union County in the short- and long-term. This growth trend holds true for households and income levels as well. This is a strong middle income area which should continue to support the existing retail stock and perhaps grow in the mid term.


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                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

NEIGHBORHOOD INFLUENCES

Location

The subject is located on the west side of Federal Highway 15, at its intersection with Hospital Drive, a local road. The boundaries for the subject neighborhood are considered to be a concentric ring having a radius of five miles. This encompasses the primary trade area, which emanates from the Borough of Lewisburg. A neighborhood map indicating the location of the subject is presented on the following page.

Land Use

Land use in the neighborhood consists of a mixture of commercial and residential development. To the north, along Route 15 the area is largely undeveloped. The area to the west is developed with low density residential uses. To the east is the Susquehanna River and across the river is East Lewisburg, a small community. Moving south along Route 15 through Lewisburg, is a strip of commercial improvements. The immediate area along Route 15 has a scattering of commercial and institutional improvements. Adjacent to the north is a division of International Paper. Adjacent to the south of the subject is a large site occupied by Evangelical Hospital. Moving further south is a small strip of competing retailers, including a Staples situated within a neighborhood center, followed by a Wal-Mart and Weis Supermarket. These larger commercial improvements are located on the outskirts of Lewisburg. Lewisburg has an historic commercial downtown situated along route 45, made-up of two- and three-story brick buildings dating from before the civil war and a housing stock made-up of one family homes, some of which also date from the same time. Post war housing is typically located beyond the boundaries of downtown. On the south side of Lewisburg is the campus of Bucknell University and further south is a correctional facility.

Access

Accessibility to the neighborhood in general, and to the subject property in particular, is considered to be very good. Access to Interstate 80 is direct from Route 15, approximately five miles north . Lewisburg is accessed from the east and west via Route 45, a local roadway. This route provides access to Mifflinburgh, East Lewisburg and Danville. Route 15 is an undivided highway with multiple intersections within the Borough of Lewisburg. Intersections and access to commercial improvements are controlled by traffic lights.


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                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

================================================================================
                               NEIGHBORHOOD MAP
================================================================================


                               [GRAPHIC OMITTED]


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                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

Demographics

Selected Neighborhood demographics in a five, ten, and a fifteen mile radius from the subject are shown in the following table:

================================================================================
                SELECTED NEIGHBORHOOD DEMOGRAPHICS
================================================================================
                                            5 mile      10 mile      15 mile
--------------------------------------------------------------------------------
 Population
      1995 Estimate                         30,288      78,136       125,718
      1990 Census                           29,523      77,012       121,973
      1990-1995 % Change                      2.6%        1.5%          3.1%

 Households
      1995 Estimate                         10,183      28,512        45,360
      1990 Census                            9,860      28,080        43,881
      1990-1995 % Change                      3.3%        1.5%          3.4%

 1995 Median Household  Income             $33,054     $30,831       $31,170
 1995 Average Household  Income            $41,074     $37,650       $37,852
 1990 Average Home Value                  $78,6237     $67,924       $66,039

 Median Age Total   Population                34.6        35.7          35.3
 1990 % College Graduates                    23.2%       18.3%         17.9%
--------------------------------------------------------------------------------
Source: Conquest Market Data
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The moderate upward trend in population and housing units is projected to continue through the year 2000. The subject property is situated within a solid middle-income residential area. The subject's department store competes directly with a free-standing Wal-Mart located just south and less-so with a McCrory's located 2.5 miles to the east in Milton. The population and households have increased within the primary, secondary and tertiary trade areas. Projections for the year 2000 indicate similar patterns. Income levels have edged upward approximately 3.5 percent per annum keeping pace with inflation. General income characteristics are slightly stronger for the five-mile radii and fall off when including the 15 mile radii. More wealthy residents live tend to live within Lewisburg.

Growth and Trends

We are not aware of any proposed shopping centers within greater Lewisburg in the upcoming years. The immediate neighborhood has not experienced significant retail development in the recent past although there has been some upgrading of existing stores. Most recently a Wal-Mart was built within one-quarter mile of the subject, on the westerly side of Route 15. The county is developing a 670 acre parcel to the north at the I-80 and route 15 interchange. The


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================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

plans call for a mixed commercial and residential development. Given the demographic profile and trends projected for this area, it is likely that new retail development may take place in the mid- to long-term.

Conclusion and Relevance to the Subject Property

The subject property is situated along a major retail strip surrounded primarily by residential uses. The area features good accessibility to both the local transportation system and throughout the county and larger area. Currently, the subject's neighborhood is in the stabilization stage of its life cycle, but may be poised for further growth given the county's promotion of a business park to the north. The commercial strip is largely undeveloped and we do not expect the character of the neighborhood to change in the near term. The long-term prospects for the area including retail growth appear to be good.


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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------

                                 MARKET ANALYSIS

Retail Overview

The retail market in Lewisburg is essentially stable. The immediate neighborhood was largely developed during the late 1960's through the mid 1970's. The most recent addition came in 1994, with the opening of a Wal-Mart Store. The make-up of this small market, two grocery stores and three department stores, has been relatively constant. We are not aware of any proposed shopping centers within the greater Lewisburg area in upcoming years.

According to Strategic Mapping, Inc., as well as our own observations and research, total retail development within the primary trade area, a five-mile radius of the subject property consists of approximately 360,000 square feet. This includes a 45,000 square foot neighborhood center in nearby Milton anchored by a McCrory department store. The level of retail development for the ten mile radius increases to 1,200,000 including community centers and free-standing department stores in Shamokin Dam to the south as well as the Susquehanna regional mall. Furthermore, retail development within a 15 mile radius consists of an estimated 1,400,000 square feet. This additional retail development is located in Danville a slightly larger sized community located to the east of the subject in Montour County.

Local Retail Market

In order to project future performance of the retail space in the subject property consideration has been given to various market components that affect the supply and demand for this type of real estate property. Specifically we have:

o Inspected the site and surrounding areas for the purpose of familiarizing ourselves with all the locational and environmental factors. In this regard, we have directed our attention to the physical qualities of the site, access and circulation, surrounding uses, and relationship to sources of market support.

o Reviewed the principal economic growth trends in the area in industry, population and employment. Our intention was to identify the degree of underlying support for existing improvements and future growth.

o Analyzed existing and foreseeable market conditions for retail properties in the area.

o Analyzed demographics of the subject property's trade area as well identified competition in order to assess, the subject property's current as well as future position in the market.


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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------

Trade Area

The trade area of a shopping center is defined as the geographic area from which the sustaining patronage for steady support of a center is obtained. Determination of the boundaries is contingent upon various factors including but not limited to the nature and size of the center, area population, accessibility, physical barriers, location of competing facilities, and limitations of driving time and distance.

The subject's general trade area is considered to be that which encompasses a fifteen mile radius of the subject center. We broke this down further to include a five-mile ring (primary trade area), a ten-mile ring (secondary trade area) and a fifteen-mile ring (tertiary trade area).

Definition Of The Trade Area

The primary ingredients for success in these types of projects include the nature of the competition, population density, income levels, and disposable income. The actual size of the population needed to support this type of project cannot be fixed due to the complexities of the above factors, as well as changing methods of merchandising. Local conditions, such as number of households, income levels, and existing centers within the trade area can have the most dramatic impact upon any given project since these factors are what determine the purchasing power in an area. An additional ingredient leading to the success of a shopping center would be the tenant mix and characteristics of the leading tenants which attract shoppers to the project.

We have analyzed demographic data, competition, income levels for the subject trade area in the following sections. The demographic profiles of the primary, secondary and tertiary trade areas are presented in the Neighborhood Influences section of the report. Additional information is contained in the Strategic Mapping, Inc. Profile Report located in the Addenda.

Population

The sales potential of a center is directly related to its proximity to the number of potential patrons. The historical and projected trends for population are important to examine when analyzing the trade area of a shopping center. The historical population trends for the subject's trade areas indicate an increase in population between 1980 and 1995 followed by a further, albeit moderate, increase projected from 1995 to the year 2000. In the primary trade area the population increased by 8.8% between 1980 and 1990 to 29,523 and then witnessed a lesser gain to 30,288 in 1995. Population projections indicate an increase to 31,070 between 1995 and the year 2000. The secondary trade area witnessed strong increases between 1980 and 1990, moderating in the last five years. Both the secondary and tertiary areas have a future upward trend in population.


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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------

In order to further analyze the population change, we have examined the distribution of the population by age. When analyzing the population distribution by age, it should indicate in what age groups the population shifts are projected to take place. This is important to distinguish if it will have a great impact on the retail sales of the subject center. Shifts in the age groups under 24 years of age will affect the subject, however, less drastically than changes in the subject's core market approximately between the ages of 25 and 54.

As illustrated in the Profile Report located in the Addenda, a large percentage of the population in all three trade areas are in the age groups from 25 - 54. The population has a fair number of young persons (off-setting the plus-65 year-old category) which will move into their prime spending years. Estimated figures for 1995 indicated that the median age was slightly higher than the 1990 census in all three trade areas ranging from 33.6 to 34.5. Overall, the diversification among age groups is typical of the broader region.

Household Trends

When analyzing the demographics for a retail center, it is most important to focus on the trends in the household population. A household consists of one or more persons occupying a dwelling unit. A family would be considered a household unit, however single persons living alone or two or more unmarried persons sharing a dwelling are also considered a household unit. The household unit is perhaps the best indicator in determining the economic health of a trade area. One of the important components which bonds a household together is it's economic strength as a unit as compared to the economic viability of an individual; single person households not withstanding. If the population is slightly decreasing and yet the number of households is increasing, this would not necessarily be a negative indicator. This would imply that the average household size was shrinking. Each household has demand for goods that likely is not duplicated with a larger household size. This demand is duplicated however in the number of households.

Similar to population figures, the number of households in the trade area increased between 1980 and 1990. The number of households increased between 1990 and 1995 though at a slower pace in comparison to the previous decade. The number of households are projected to increase further in all three trade areas in upcoming years. These projections indicate a bolstering in retail sales.

Household Income

The median household income in the subject's trade areas increased annually at an average rate of 3.4% from 1990 to 1995. Thus, the household incomes in the area grew at a pace slightly below inflation during this period. The projected annual income growth rates between


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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------

1995 and the year 2000 are approximately 3.3%, lower than the projected rate of inflation. Overall, household income levels varied slightly between the three trade areas. The median household income levels ranged from $30,831 to $33,054 in 1995 with the primary trade area representing the higher end of the range.

Employment

The income characteristics of the trade areas for the subject property indicate that this is a predominately white-collar market. The trade areas had diminishing levels of white-collar employment: from 53% in the primary to 44% in the tertiary. The concentration of blue-collar workers was just the opposite; 31% in the primary to 37% in the tertiary. The remaining percentages were in special services categories. Each area saw loses in manufacturing employment ranging from 13% in the primary area to 7% in the tertiary area over the past 10 to 15 years. During the same period white-collar employment increased by 30% to 41% across the three trade areas. The largest gains were experienced in the primary trade area.

The 1990 Census information indicates that the unemployment rates ranged from a low of 5.1% in the secondary trade area to a high of 5.5% in the primary trade area. As discussed in the Location Analysis, the most recent unemployment rate in Union County was 5.1% which indicates an overall moderate decrease in employment from the 1990 Census. The relatively low unemployment rates in the primary and secondary trade areas reflect their diversity and the growth of these areas in white-collar employment. The existence of Susquehanna University and Bucknell University adds to the stability of these areas.

Expenditure Potential

The Expenditure Potential charts located in the Addenda outline Strategic Mapping, Inc. retail sales projections for the subject trade area. The highest sales growth in the primary trade area appears to be for drug, home center and grocery stores. These categories also represent high growth in the secondary and tertiary trade areas. The average growth rate for retail sales is projected at 2.33% in the primary trade area, 2.05% in the secondary trade area and 2.36% in the tertiary trade area. Strategic Mapping, Inc. examines the product potential for various store types for each portion of the subject trade area. Based on statistical sampling, Strategic Mapping has derived a benchmark per household expenditures for each store type. Comparing the figures in the trade area to the benchmark figure, it is apparent that those individuals in the subject trade area are much more likely to spend on items in drugs, groceries, and convenience stores.

The Strategic Mapping Expenditure Potential Index is defined as follows, 'An index which shows the amount by which an area per household expenditures, differed from that of the


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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------

benchmark.' The benchmark is defined as the average or common expenditure among households for a larger region. Values below 100 signify that this area is below the benchmark per household expenditures and correspondingly values above 100 indicate a higher than average expenditure per household. The overall Expenditure Index for the primary area is 100.7, while the benchmark indices for the secondary and tertiary trade areas are 95.6 and 96.3, respectively. In conclusion, the expenditure indices indicate that the trade area populations spend as much or slightly less than the benchmark household on retail goods. Several product categories had benchmarks in excess of 100: convenience, drug, grocery, hardware, home center and video store sales. The next highest benchmark categories were fast food, auto-aftermarket and electronics stores. Overall, these statistics reveal a market that is economically in the middle and therefore one that spends on both necessities, (food stuffs and drugs primarily) and such middle class interests such as home improvement products and restaurants. Though not a high-end market, this community does spend some money on luxury-type goods such as electronics, jewelry and apparel.

Market Indicators

The subject consists of a community-sized shopping center anchored by Ames and a Bi-Lo Supermarket. Discussions with local leasing agents reveal that typical anchor space rents in the area generally range from $4.00/SF to $8.00/SF and satellite space rents range from $5.50 to $11.00/SF depending upon the physical and locational characteristics of the space. Percentage rent clauses tend to be uncommon for satellite tenants. Retail leases are typically structured on an absolute net basis with flat rents over the term. Based upon discussions with brokers and managing agents in the area as well as our observations during our inspection, competing centers in the subject's market area have vacancy rates which generally fall within the 5.0% to 20.0% range mostly in satellite store space with no major vacancies noted.

Summary

Future projections indicate continued moderate increases in the population and households in all three trade areas from 1995 through 2000. Income levels appear to be increasing at rates equal with projected inflationary rates which is common during periods of economic recovery. Overall, the subject trade areas reflect average-to-good retail characteristics. The trade areas will exhibit moderate increases in spending potential over the near term. While the primary area is has relatively dense population there are only a few big box retailers although the nearest one is a Wal-Mart. Thus, this is not a highly competitive marketplace.


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                              PROPERTY DESCRIPTION

================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

                                  SITE ANALYSIS

The description of the site can be detailed as follows:

Location:              The subject is located at the northwest corner of Route
                       15 and Hospital Drive, approximately five miles south of the Route 15-Interstate 80 interchange (Exit 30) and one-half mile north of Downtown Lewisburg, Pennsylvania.
                       Ingress and egress to the subject are available via curb cuts from both Route 15 and Hospital Drive.

Assessor's Parcel
Number:                Section 06, Map 046, Parcel No. 50.0 & 50.1

Land Area(2)           The  subject  site  contains  17.42  acre or 758,815
                       square feet.

Shape and Frontage:    The site is rectangular in shape featuring good frontage
                       on Route 15 (843 feet) and 718 feet on Hospital Drive.

Topography and
Drainage:              The site slopes gradually downward from west to east
                       towards Route 15. Our investigation did not reveal any significant drainage problems.

Soils: No soil report was provided and it is assumed that the soil is adequate for the existing use.

Easements:             No title report was provided in connection with this
                       appraisal. A survey showing the location of easements was submitted. There is an existing right-of-way which runs along the Hospital Drive frontage and encompasses 0.169 acres. Typical utility easements also exist. Our reading of submitted plans is not meant to be a definitive conclusion regarding any potential impacts on value of the location of any such easements or encroachments. It is specifically assumed that any easements, restrictions, or encroachments that might appear against the title would have no adverse impact on marketability or value.

Covenants, Conditions,
and Restrictions:      No private deeds or restricting covenants affecting
                       development, other than zoning, were found to affect the site.

Utilities:             All public utilities including gas, electricity and
                       telephone as well as water, storm and sanitary sewer
                       systems.
----------

    (2) Source: Lewisburg Tax Assessor's Office


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================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

Flood Zone:            The municipal offices did not have a copy of a Federal
                       Emergency Management Agency (FEMA) Flood Map, however our discussion with the City of Lewisburg's Planning and Building Department indicated that the subject property is not located within a flood hazard zone. This was corroborated with the survey of the subject which was submitted to us by Mark Centers Trust.

Environmental Issues:  The value estimate rendered in this report is predicated on the assumption that there is no hazardous material on or in the property causing a loss in value. No evidence of hazardous waste or toxic materials was visible and CB Commercial has no knowledge of the existence of these substances on or in the subject property. However, CB Commercial is not qualified to detect hazardous waste or toxic materials.

Adjacent Properties

North:                 Industrial use and undeveloped land

South:                 Institutional land use: Evangelical Hospital

East:                  Commercial uses

West:                  residential uses

Conclusion:            The subject is a 17.42-acre site on a paved street served
                       by necessary utilities. Access and visibility are considered to be good. There are no adverse soil conditions of which CB Commercial Real Estate Group, Inc.
                       is aware. The shape of the parcel is regular and results in no specific limitation. The topography is gradually sloping though possesses no specific development limitation. There is excess development capacity per zoning requirements, however, the building-to-land ratio of roughly 20% falls within a range typical found at competing centers. There are no present plans to expand the center. From a physical standpoint, the site is considered to be adequate for many types of development.


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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

                              IMPROVEMENT ANALYSIS

The subject improvements were constructed in 1976. The improvements consist of a single-story community shopping center containing 113,600 square feet of gross leasable area. The shopping center contains two anchors, seven satellite stores (3 vacant) and three pad sites. The following is a description of the improvements based on our physical inspection, municipal records and from discussions with and materials provided by the client. The basic construction features are summarized as follows.

Construction Class     The class of construction per Marshall Valuation Service
                       which divides all buildings into five basic groups by type of framing (supporting columns and beams), walls, floors, roof structure, and fireproofing. The subject is considered to be of construction Class B(3).

Competitive Rating     The subject is considered a Class B building in terms of
                       quality as it is perceived in the marketplace.

Foundation             Poured concrete

Frame                  Concrete block over a steel frame

Floor Construction     Concrete slab

Exterior Walls         Load-bearing concrete block over a steel frame with face
                       brick. The satellite stores have an enclosed walkway finished with aluminum and glass and a stucco canopy used for signage.

Fenestration           Aluminum framed glass windows and double-paned glass
                       front doorways.

Roof Structure &
Covering Flat, presumably built-up composition covering over steel deck with steel bar joist supports. We were unable to inspect the roof and assume the roof is in average overall condition.

Exterior Condition     Average

Interior Partition
System                 Metal studs with gypsum board cover.

----------

(3) The primary characteristic of Class B Buildings is the reinforced concrete frame in which the columns and beams can be either formed or precast concrete. They may be mechanically stressed, and the structure is fire resistant.

(Source: Marshall Valuation Service)


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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Interior  Finishes - Tenant
Space
                       Floors:   Combination of vinyl tile and carpet.

                       Walls:    Painted or covered gypsum board.

                       Ceilings: Suspended acoustic tiles.

                       Lighting: Recessed florescent lighting.

                       Summary:  The   interiors   of  the  subject  are
                                 considered  to be of  average  to  good

HVAC Heating and ventilation is provided to the majority of the tenant suites by roof-mounted HVAC units. Each of these units pump hot air throughout its suite via sheet metal air duct work hidden above the dropped ceiling. Air conditioning is supplied by the same system utilizing the duct work and supplying cool air during the summer months. The HVAC system is a gas-fired forced air system.

Electrical             The electrical system is assumed to be in good working
                       order and adequate for the building.

Fire Protection        It is assumed that the subject has adequate fire alarm
                       systems, fire exits, fire extinguishers, fire escapes and/or other fire protection measures to meet local fire marshall requirements.

Plumbing The plumbing system is assumed to be in good operating condition.

Parking                Surface parking is provided for 1061+ vehicles. -

Landscaping            Landscaping on the subject property is minimal consisting
                       of a green belt along Route 15, which is typical within the subject neighborhood.

ADA Compliance         Handicap access appears to be available to all areas of
                       the center. However, we are not qualified to determine compliance with the requirements. Please refer to the specific limiting condition regarding ADA compliance.


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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Environmental Issues   The value estimate rendered in this report is predicated
                       on the assumption that there is no hazardous material on or in the improvements which would cause a loss in value.

Functional Quality
of Space The interior floor plans are flexible and will accommodate a variety of tenant layouts. There are no observed design problems and none are reported by management. Access to the tenant suites is available at the front and rear of the center.

Deferred Maintenance   No deferred maintenance was observed or reported. The
                       improvements have been adequately maintained since it was constructed in 1976.

Economic Age and Life  Based on the current condition, we estimate the effective age to be approximately 10 years. According to the Marshall Valuation Service cost guide, buildings of this type and quality have an expected life of approximately 45 years. Therefore, the remaining economic life (expected life minus effective age) is estimated at 30 years. While we observed nothing to suggest a different economic life, a capital improvement program could extend life beyond that stated above.

Quality/General
Condition              The subject property conforms well with competitors in
                       the area. The quality of construction is typical of the area. Interior amenities are similar to competing properties of the same approximate age. The general condition of the improvements is average. We observed no evidence of structural fatigue and the improvements appear sound. We are not qualified to determine structural integrity, however, and recommend that the reader rely upon an expert in this field for further determination.

Conclusion/Comments    The subject property is an average quality shopping
                       center located in a stable area. The improvements generally conform with competitors in the neighborhood.


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                                                                          ZONING
--------------------------------------------------------------------------------

                                    ZONING

The subject's zoning requirements are detailed below.

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                    ZONING SUMMARY
--------------------------------------------------------------------------------
Current zoning:             Commercial District
Legally conforming?:        Yes
Uses permitted:             Retail and wholesale, personal
                            services, Offices, Hotels and Motels,
                            Agricultural.
Zoning change               Not Likely
--------------------------------------------------------------------------------
    Category                 Zoning Requirement
--------------------------------------------------------------------------------
Maximum FAR                 Non Specified
Maximum Site Coverage       40%

Front Setback               80 feet
Rear Setback                20 feet; 40 feet if abutting a
                            residential district
Side Yard Setbacks          30 feet; 40 feet if abutting a
                            residential district
Height Limit                35 feet
Parking                     One space per 200 square feet of
                            building area above grade
--------------------------------------------------------------------------------
Source: Kelly Township Zoning Ordinance
Compiled by: CB Commercial Real Estate Group, Inc.
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ZONING ANALYSIS AND CONCLUSIONS

According to the Kelly Township Zoning ordinance, the subject property is a legal and conforming use under current guidelines. In addition, the property appears to conform to bulk and setback requirements as well as to parking requirements.

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================================================================================
                                                                    TAX ANALYSIS
--------------------------------------------------------------------------------

                             TAX AND ASSESSMENT DATA

The subject property is assessed by Union County, Pennsylvania, at approximately 22.1% of the assessor's estimated market value. The last general assessment of properties in Union County was in 1978. A re-valuation has not been rescheduled. School taxes are collected on a fiscal year and town/county taxes are collected on a calendar year. The subject's assessed value and current taxes are summarized below.

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             CURRENT ASSESSMENT AND TAX INFORMATION (1995)
--------------------------------------------------------------------------------
                                          Assessed    Tax Rate         Annual
         Tax ID                             Value     / $1,000         Taxes
--------------------------------------------------------------------------------
Section 06 Map 046 Parcel 50.1            $1,055,440     77.10        $81,373
Section 06 Map 046 Parcel 50.0              $129,665     77.10         $9,997
                                            --------                   ------
     TOTALS:                              $1,185,105     77.10        $91,370
--------------------------------------------------------------------------------
Source: Union County Assessor's Office
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

Based on the current tax rate of $77.10 per $1,000 assessed value, the estimated taxes for the subject amount to $91,370, or $0.80 per square foot based on the rentable square footage of the center. The 1996 tax rate will be released in July. We have assumed the rate will increase with inflation or by 3.0%.

Tax and Assessment Conclusion

We have estimated the taxes for the shopping center at $94,111 (1995 tax liability of $91,370 times 1.03) for calendar year 1996 in our cash flow. Our discussions with the assessor indicated that the subject's taxes have increased in-line with the area's inflation rate, or approximately 3.0% per annum. We have therefore projected a long-term tax growth for all taxes equal to 3.0% per year.


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                                                            HIGHEST AND BEST USE
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                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria that the highest and best use must meet are:

                  o     legal permissibility;
                  o     physical possibility;
                  o     financial feasibility; and
                  o     maximum profitability.

Highest and best use is applied specifically to the use of a site as vacant. It is recognized that in cases where a site has existing improvements, the concluded highest and best use as if vacant may be different from the highest and best use given the existing improvements (as improved). The existing use will continue, however, until the land value, in its highest and best use, exceeds that total value of the property under its existing use plus the cost of removing or altering the existing structure.

Implied in the highest and best use is a recognition of the contribution of a specific use to the community environment or to the community's development goals, in addition to wealth maximization of individual property owners. Also implied is that the conclusion of highest and best use that results from the appraiser's judgment and analytical skill, i.e., that the use determined from the analysis represents an opinion, not a fact to be found.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

HIGHEST AND BEST USE AS THOUGH VACANT

Legal Permissibility

The legally permissible uses were discussed in detail in the site analysis and zoning sections of this report. Based on our review of the zoning restrictions, the site can be developed with several different uses, including retail and commercial office uses.

Physical Possibility

The physical characteristics of the subject site were discussed in detail in the site analysis. Overall, a wide range of legally permissible uses would be physically possible, including a variety of commercial uses.


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                                                            HIGHEST AND BEST USE
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Financial Feasibility

The test of financial feasibility is put only to those uses which are legally permissible and physically possible. If the property is capable of generating a sufficient net income to cover the required rate of return on investment and provide a return to the land, then the usage is financially feasible within a defined price limit.

In our determination of financial feasibility we have analyzed current market rental rates for several different property types. The net income produced by the proposed or new improvements must provide a return above the cost to develop the property, including acquisition of the land.

Through a cost/income analysis we have determined that development of the subject site is marginally financially feasible at this time. Based on the analysis of supply and demand factors at the present time, rents achieved for retail use would support the cost of construction. Based on the aforementioned, we have determined that development of the subject site at the present time with a retail center is currently feasible.

Maximum Profitability

The final test of highest and best use of the site as though vacant is the use be maximally productive, yielding the highest land value. Based on our feasibility analysis we have determined that retail development of the subject site is the maximally productive use at the present time.

Conclusion: Highest and Best Use As Vacant

The concluded highest and best use of the subject as though vacant is development of the site with a retail facility.

HIGHEST AND BEST USE AS IMPROVED

Legal Permissibility

As discussed, the subject site's zoning and legal restrictions permit a variety of land uses. Regardless, the site has been improved with a community shopping center. Based upon review of the Kelly Township Zoning Ordinance, it is our opinion that the improvements are within the established guidelines.


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                                                            HIGHEST AND BEST USE
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Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the improvement analysis section of this report. Overall, the layout and positioning of the improvements is considered functional for shopping center use, and the floor plan is considered to be reasonable in comparison to other shopping centers in the area. The improvements have good retail features, have been adequately maintained, and are physically capable of sustaining their current use over the extended future.

Financial Feasibility

As with the highest and best use of the site as though vacant, the financial feasibility of the site as improved is market derived. Typically, for retail properties similar to the subject, the test of feasibility is based on the amount of rent that can be generated less operating expenses. If a residual amount exists after paying the various expenses, then the land is being put to a productive use. At present, the subject is 89% occupied. CB Commercial estimates that the appropriate stabilized market occupancy approximates 95%. Based on the historical and current operating status of the subject property, CB Commercial anticipates that the improvements are capable of providing an adequate return on the investment before any debt service requirements. Therefore, we conclude that the current use of the improvements is a financially feasible use of the property as improved.

Maximum Profitability

Similar to the highest and best use of the site as though vacant, the maximum profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use.

Conclusion: Highest and Best Use as Improved

Based on the foregoing discussions, CB Commercial concludes that the highest and best use of the property, as improved, is consistent with the existing use as a shopping center. There are no apparent alternative uses of the existing improvements that would produce a higher net income and/or value over time than the current use. The current use is a legally permissible use and appears to represent the highest and best use as improved.

Furthermore, CB Commercial does not believe that conversion of the improvements or demolition is warranted or financially feasible.


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                                    VALUATION

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                                                           APPRAISAL METHODOLOGY
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                              APPRAISAL METHODOLOGY

The appraisal process is defined as an orderly program by which the problem is planned and the data involved is acquired, classified, analyzed and interpreted into an estimate of value. In this process three basic approaches to value are considered: Cost Approach, Sales Comparison Approach, and Income Capitalization Approach. In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

The final step in the appraisal process is reconciliation -- a process by which CB Commercial analyzes alternative conclusions and selects a final value estimate from among two or more indications of value. CB Commercial weighs the relative significance, applicability and defensibility of each approach as it relates to the type of property being appraised.

THE COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.

SALES COMPARISON APPROACH

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences with the final estimate derived based on the general comparisons.


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                                                           APPRAISAL METHODOLOGY
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The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of atypical conditions affecting the sales price. Although there have been few sales in the region, the sales that were gathered were utilized to form an opinion of value. However, given the lack of relevant sales data, we have not placed minimal reliance upon this approach and have used it to provide additional support to the Income Approach.

INCOME CAPITALIZATION APPROACH

The methodology of the Income Capitalization Approach is to determine the income-producing capacity of the property on a stabilized basis by estimating market rent from comparable rentals, making deductions for vacancy and collection losses and building expenses, then capitalizing the net income at a market-derived rate to yield an indication of value. The capitalization rate represents the relationship between net income and value.

Related to the direct capitalization method is the discounted cash flow method. In this method of capitalizing future income to a present value, periodic cash flows (which consist of a net income less capital costs, per period) and a reversion (if any) are estimated and discounted to a present value. The discount rate is determined by analyzing current investor yield requirements for similar investments.

Since investors are active in the marketplace for properties similar to the subject, the Income Capitalization Approach is particularly applicable to the appraisal problem at hand. There is an adequate quality and quantity of income and expense data available to render a reliable and defensible value conclusion. For income producing properties similar to the subject, the Income Capitalization Approach is considered to be the most reliable. Therefore, this approach has been employed as the primary methodology for this assignment.


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                                                       SALES COMPARISON APPROACH
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                            SALES COMPARISON APPROACH

The Sales Comparison Approach provides an estimate of market value based on analyzing transactions of similar properties in the market area. The method is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing one with the same utility. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed.

There are various units of comparison available in the evaluation of sales data in this approach. The sale price per square foot is the most commonly used in this approach. The effective gross income multiplier (EGIM) is rarely used by market participants because of the inconsistencies in estimating effective or gross income, vacancy, and expense differences.

We conducted a thorough sales search for comparable shopping centers in the subject's market area. Through our sales search, we were able to identify a limited number of sales with similar characteristics to the subject. The following table summarizes what are considered to be the most recent and proximate comparable sales. Detailed write-ups of each comparable are included in the addendum.


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                                                       SALES COMPARISON APPROACH
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                       SUMMARY OF COMPARABLE RETAIL SALES
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                                 Gross
No.    Property Name/    Sale   Leasable     Sale      NOI     OAR    Sale Price
          Location       Date   Area (SF)    Price   Per S.F.          Per S.F.
--------------------------------------------------------------------------------
 1   15th & Allen St.    1/96   46,503    $4,242,000  $ 9.94   10.89%  $ 91.22
     Center
     1401-1451 Allen
     Street
     Allentown
     Lehigh County, PA

 2   Stefko Shopping     1/96  134,446    $5,618,000  $ 4.59   10.99%  $ 41.79
     Center
     Stefko Boulevard
     Bethlehem
     Northampton
     County, PA

 3   MacArthur Plaza    10/95   29,600    $3,831,667  $ 13.92  10.76%  $129.45
     2419 MacArthur Road
     Whitehall Township
     Lehigh County, PA

 4   Columbia Mall       7/95  351,364 $  27,650,000  $ 8.42   10.70%  $ 78.65
     N/E/C Route 42 @
     I-80
     Bloomsburg
     Columbia County, PA

 5   Shillington Plaza   9/94  150,724    $4,000,000  $ 3.63   13.70%  $ 26.54
     Parkside Ave @
     Rte 724
     Reading
     Berks County, PA
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Compiled by: CB Commercial Real Estate Group, Inc.
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                                                       SALES COMPARISON APPROACH
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                              COMPARABLE SALES MAP
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                               [GRAPHIC OMITTED]


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                                                       SALES COMPARISON APPROACH
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ANALYSIS OF IMPROVED SALES

The sales reflect unit prices ranging from a low of $26.54 to a high of $129.45/SF with the significant difference reflecting the economics of the various centers. The sales all had high levels of occupancy and were in generally good condition. The difference in unit prices then were more directly tied to net operating income and investor yield rates.

The comparable sales presented offer a simplistic view of the market. Since only general details of existing income and expenses were available, specific analysis is nearly impossible. Accordingly, this method acts as a general gauge of the market and therefore will be utilized as support to our findings in the Income Approach.

Analysis

The following discussion analyzes the aforementioned comparables relative to the subject property.

Sale 1

      Sale number one, located at the intersection of 15th Street and Allen Street in Allentown, is a 46,503 square foot shopping center which sold in January of 1996 for $4,242,000 or $91.22/SF. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed circa 1950 and was in very good overall condition at the time of sale since it was recently renovated. Market conditions at the time of sale were similar to current market conditions. This sale's NOI is reportedly $462,049 or $9.94/SF indicating an overall rate of 10.89%. The economics of this property, at least in terms of NOI per square foot, is superior to the subject.

Sale 2

      Sale number two, located in the City of Bethlehem, consists of a single story community center which contains an aggregate 134,446 square feet. This center, known as the Stefko Shopping Center, sold in January of 1995 for $5,618,000 or $41.79/SF of gross leasable area (GLA). Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed in 1965 and appeared to be in average condition. Market conditions at the time of sale were similar to current market conditions. The NOI was reportedly $617,577 ($4.59/SF) indicating an overall rate of 10.99%. This property operates at a level of net income that is close to the subject.


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                                                       SALES COMPARISON APPROACH
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Sale 3

      Sale number three, MacArthur Plaza, is located at 2409 MacArthur Road in Whitehall Township in Lehigh County, Pennsylvania. It is a 29,600 square foot shopping center which sold in October of 1995 for $3,831,667 or $129.45/SF. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed circa 1988 and was in very good overall condition at the time of sale. Market conditions at the time of sale were similar to current market conditions. This sale's NOI is reportedly $412,122 or $13.92/SF indicating an overall rate of 10.76%. The economics of this property in terms of NOI per square foot is superior to the subject.

Sale 4

      Sale number four is located at the northeast quadrant of Route 42 and Interstate 80 in nearby Bloomsburg, Columbia County, Pennsylvania. It consists of a single story community center which contains an aggregate 351,364 square feet. This center, known as the Columbia Mall, sold in July of 1995 for $27,650,000 or $78.69/SF of gross leasable area (GLA). Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed in 1988 and appeared to be in good overall condition. The property's location with regard to access and visibility are considered very good. This center is significantly larger than the subject. Market conditions at the time of sale were similar to current market conditions. The NOI was reportedly $2,958,500 ($8.42/SF) indicating an overall rate of 10.7%. This property operates at a level of net income that is superior to the subject.

Sale 5

      Sale number five is located at the intersection of Parkside Avenue and Route 724 in Shellington, a small town just south of Reading in Berks County, Pennsylvania. It consists of a single story community center which contains an aggregate 150,724 square feet. This center, known as Shellington Plaza, sold in September of 1994 for $4,000,000 or $26.54/SF of gross leasable area (GLA). Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed in 1974 and appeared to be in average overall condition. The NOI in the following year (CY 1995) was reportedly $547,769 ($3.63/SF) indicating an overall rate of 13.7%. This property operates at a level of net income that is similar to the subject.


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                                                       SALES COMPARISON APPROACH
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Net Operating Income Analysis

The net operating income level for the comparables ranged from $3.63 to $13.92 per square foot, per year. The subject has a projected stabilized NOI (reflecting market rent applied against the vacant space) for the coming year of $395,300 or $3.48 per square foot. Given the correlation between price paid per square foot and NOI per square foot it would seem reasonable to conclude that the subject would sell at the low end of the range established by the comparable properties.

The following chart depicts the calculations involved in developing adjustment factors to be applied to the respective price per square foot units of comparison developed from the comparables employed.

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                 NET OPERATING INCOME (NOI) ANALYSIS
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Sale  Subject's NOI/SF             Sale Price   Adjustment   Adjusted $/SF
No.    Sale's NOI/SF   Multiplier     $/SF                    for Subject
--------------------------------------------------------------------------------
 1         $3.48         035         $91.22      -$59.28         $31.94
           -----
           $9.94

 2         $3.48        0.76         $41.79      -$10.03         $31.76
           -----
           $4.59

 3         $3.48        0.25        $129.45      -$97.09         $32.36
           -----
          $13.92

 4         $3.48        0.41         $78.65      -$45.77         $32.88
           -----
           $8.42

 5         $3.48        0.96         $26.54      -$ 1.10         $25.44
           -----
           $3.63
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For the most part, there is a direct correlation between the NOI/SF and sale price per square foot. As the net income level increases, so does the price paid per square foot. After adjusting the five sales, they support a range of value for the subject between approximately $25.00/SF to $33.00/SF, with the majority at the high end of the range. Based on our analysis, the subject's value would be approximately $30.00/SF. The subject has a total building area of 113,600 square feet. The value estimate via the Sales Comparison Approach is calculated as follows:

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      Net Rentable Area of Subject        113,600 square feet
      Value per square foot              $30.00 per square foot
      Indicated Value:                         $3,408,000
                                               ----------
      ROUNDED:                                 $3,400,000
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Overall, little emphasis has been placed on this approach because of the quality of the data. It is used primarily as a check of the value derived via the Income Approach.


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                                                       SALES COMPARISON APPROACH
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We estimate the as is market value of the leased fee interest in the subject property, via the sales comparison approach, as of May 23, 1996, is:

               --- THREE MILLION FOUR HUNDRED THOUSAND DOLLARS ---
                                  ($3,400,000)


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                                                  INCOME CAPITALIZATION APPROACH
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                         INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over period of time. The two common valuation techniques associated with the Income Capitalization Approach are direct capitalization and the discounted cash flow (DCF) analysis.

DIRECT CAPITALIZATION

Direct capitalization is the method used to convert a single year's estimate of income into a value indication. In direct capitalization, a precise allocation between return on and return of capital is not made because investor assumptions or forecasts concerning the holding period, pattern of income, or changes in value of the original investment are not simulated in the method. Direct capitalization is most appropriate when analyzing a stable income stream and in estimating the reversion at the end of a holding period. Using this method, the following sets forth the process:

      1. Estimate the Potential Gross Income (PGI) from all sources that a competent owner should be able to generate from a property based on existing and/or market rents.
      2. Deduct an estimate of Vacancy and Collection Loss (VCL) to arrive at an Effective Gross Income (EGI) estimate.
      3. Deduct operating expenses from the estimate of EGI. The result is an estimate of the stabilized Net Operating Income (NOI).
      4.    Estimate an Overall capitalization rate (Ro, or OAR).
      5. Divide the NOI by Ro, resulting in a value estimate at stabilized occupancy.
      6. Adjust the stabilized value to account for "As Is" condition, if applicable.

DISCOUNTED CASH FLOW ANALYSIS

The discounted cash flow (DCF) analysis is a detailed analysis used when the future income is expected to be variant, usually as a result of numerous lease obligations and/or anticipated changes in income and expenses. It is also particularly relevant when institutional buyers are the most likely purchasers of the subject because institutional buyers often place great weight on this analysis. The DCF analysis specifies the quantity, variability, timing, and duration of NOIs and cash flows. Selecting the proper yield rate (discount rate) is essential. CB Commercial must consider the target yield sought by investors as well as yields derived from comparable sales and/or market information. The methodology is:

      1. Estimate the before-tax cash flows for each period of a projected holding period net of any capital expenditures such as leasing expenses and tenant improvements.


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                                                  INCOME CAPITALIZATION APPROACH
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      2.    Estimate a discount rate and a terminal overall capitalization rate.
      3. Estimate a selling price, known as the reversion, for the end of the projected holding period.
      4. The cash flows and the reversion are then discounted to a present value estimate.

APPROPRIATE CAPITALIZATION METHOD

A number of factors were considered in evaluating the appropriateness of using the direct capitalization method and/or the DCF technique including the occupancy status, lease structures, above/below market rents and typical buyer behavior. As a result of considering the foregoing factors, both the DCF technique and the income capitalization technique are employed in this appraisal.

ESTIMATE OF MARKET RENT

Rent analysis involves both a study of market (comparable) rentals and the subject's existing rents (if any). Market rent is the rent that a property would most probably command in the open market; indicated by the current rents paid and asked for comparable space.

SUMMARY OF COMPARABLE RENTALS

CB Commercial surveyed competitive properties and lease transactions for comparison to the subject. The selected comparable rentals are summarized in the following chart with a map and discussions of each comparable provided on the following pages.


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                                                  INCOME CAPITALIZATION APPROACH
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                                      SUMMARY OF COMPARABLE SATELLITE SPACE RENTALS
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          Center Name &                    Term    Start
 No.        Location           Tenant      (Yrs)    Date     Size      Rent/SF   Escalation             Comments
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  1     Kingston Plaza     Everything       1 yr    9/95    6,500      $5.50      $950 Step            No Option
        Third Avenue       $0.99 Store     3 mos                                  in Year 2   % Rent = 3% over $1,191,660
        East of Pierce
        Street,
        Kingston, PA
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  2     Mark Plaza         Spectrum Rents  5 yrs   10/95    3,600      $8.00      Flat for      1 5-yr Option @ $9.00/SF
        N/S Route 11,                                                               term
        Edwardsville, PA
                           Keens Floral    5 yrs    8/95    7,000      $8.00       Annual       1 5-yr Option @ $8.83/SF
                           Factory                                                 step-up      % Rent = 3% over Natural
                                                                                                       Breakpoint
                           Mattress Man    5 yrs    7/95    3,600     $11.50      Flat for             No Option
                           (Pad Site)                                               term        % Rent = 4% over Natural
                                                                                                       Breakpoint
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  3     Birney Plaza       Everything      3 yrs   09/95    4,000      $7.00      Flat for      1 3 yr Option @ $7.50/SF
        N/S Route 11,      $0.99 Store                                              term       % Rent = 3% over $933,000
        Moosic, PA
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  4     Triangle Plaza     Electronic      5 yrs   06/95    2,400     $11.50       Annual              No Option
        Route 115          Systems                                               Percentage            No % Rent
        Wilkes-Barre, PA                                                          increase
                           TCBY            5 yrs   03/95    2,200     $11.00       Annual            1 5 yr Option
                                                                                 Percentage            No % Rent
                                                                                  increase
                           Party City      10 yrs  05/94    9,910     $11.00      $1.65/SF             No Option
                                                                                   Step-up             No % Rent
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  5     Gateway Plaza      Holiday Hair    3 yrs   06/94      950     $15.48       Annual              No Option
        N/S Route 11,      Fashions                                              Percentage            No % Rent
        Edwardsville, PA   (Renewal)                                              increase
                           McKenzie        3 yrs   06/94    3,080     $ 8.50       Annual              No Option
                                                                                 Percentage            No % Rent
                                                                                  increase
==========================================================================================================================
                                        SUMMARY OF COMPARABLE ANCHOR SPACE RENTALS
==========================================================================================================================
  6     Pottstown Center   Wal-Mart        20 yrs  07/95   121,267     $6.99      Flat for          6, 5-yr Options
        Montgomery Cty.                                                             term               No % Rent
        Pottstown, PA

  7     Route 6 Mall       K-Mart          25 yrs  03/95   119,229     $5.77      Flat for          10, 5-yr Options
        N/S Route 6,                                                                term      % Rent = 1% over $20,000,000
        Wayne County
        Honesdale, PA

  8     Bradford Towne     K-Mart          25 yrs  07/94    94,481     $5.00      Flat for          10, 5-yr Options
        Centre,                                                                     term            % Rent = 1% over
        Bradford County                                                                         $16,875,000 (or $179/SF
        Wysox, PA                                                                                     leased area)

  9     Builder's Square   Builder's       25 yrs  03/94   106,400    $10.05      Flat for          10, 5-yr Options
        Center             Square                                                   term               No % Rent
        Cetronia Road
        Lehigh County
         Whitehall, PA
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Compiled by: CB Commercial Real Estate Group, Inc.
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                                                  INCOME CAPITALIZATION APPROACH
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                            COMPARABLE RENTALS MAP
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                                [GRAPHIC OMITTED]
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                                                  INCOME CAPITALIZATION APPROACH
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ANALYSIS OF COMPARABLE RENTALS

We have obtained comparable leases from shopping centers situated within the subject's regional market area which are summarized above. In terms of satellite space, comparables #1 through #5 indicate that the leased spaces range in size from 950 to 9,910 square feet which adequately represents the subject's square footage range. All the leases cited were signed between 1994 and 1995 and represent the most recent leasing activity in the competitive marketplace. The leases include a variety of uses and represent a similar tenant mix to the subject center. The above leases are considered to be generally similar to the subject in terms of condition, quality and location. We have examined the average effective rental rates of these comparables and determined that the effective rent is similar to the face rent, since their was no tenant improvements, nor free rent periods and escalation's were similar.

These comparable centers are located throughout eastern Pennsylvania region in competitive areas to the subject property. Furthermore, they are all similar in age to the subject and considered to be of a similar functional design. All of the retail leases were written on a triple net basis, whereby the tenants assume their proportionate share of operating expenses, real estate taxes, and insurance. The higher rates typically reflect smaller satellite spaces, while lower rental rates are typically negotiated for anchor sized spaces. We have also considered asking rental rates in our analysis, however, they were deemed to be less reliable than the leases presented. As a result, we have not included asking rentals.

The satellite space face rental rates ranged from $5.50/SF to $15.48/SF with a central tendency of $9.75/SF. However, the majority fell between $8.00/SF and $11.50/SF. The rents at the lower end of the range, or those in the $10.00/SF range best reflect the subject property's achievable rents. As a result, we have concluded to a rental rate within for the subject's satellite space of $10.00/SF. Additional support is gained by analyzing recent subject satellite rents below. Based upon our analysis, we feel that a "net" rental rate of $10.00/SF is adequately supported.

The anchor leases, or comparables #6 through #9, ranged from $5.00/SF to $10.05/SF with an average lease rate of $6.95/SF. The anchor rents reflect a close range for a variety of locations with the exception of comparable #9. However, this lease to Builder's Square has no percentage rent clause which partly explains the higher base rent. Anchor rents are more difficult to establish and are heavily influenced by gross sales. For this reason we have looked closely at the historical sales volumes for the subject's anchor stores to help determine market rent for these stores.


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                                                  INCOME CAPITALIZATION APPROACH
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In addition to surveying comparable centers, we have also analyzed the most recent lease transactions at the subject center. Since there have been several recent leases at the subject property, these leases have been given substantial weight in our analysis of the subject's market rental rates. These leases are detailed below.

ANALYSIS OF SUBJECT LEASES

The following table summarizes the subject property's recent lease history.

=================================================================================================================
                                        SUMMARY OF RECENT SUBJECT LEASES
-----------------------------------------------------------------------------------------------------------------
                           New/     Term                                Contract                    TI's/   Free
        Tenant            Renew    (Years)       Date        Size           Rent    Escalation       SF     Rent
-----------------------------------------------------------------------------------------------------------------
G.C. Murphy                New        11         1/90        53,000       $2.30     Thru % Rent     None    None
Sears Authorized           New        5          4/95         6,500      $ 5.50       No Steps      None    None
Dollar General.            New        5         under         7,800      $ 3.50       No Steps      None    None
                                             negotiation
Volume Shoe                New        5         Under         2,500     $ 11.00       No Steps     $5/sf    None
                                             negotiation
-----------------------------------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
=================================================================================================================

Anchor Rent Conclusion

The most recent anchor lease signed at the subject was the G.C. Murphy (d/b/a
Ames) store. That lease calls for a base rent of $2.30/SF, however with percentage rent payments, the total rent equates to $4.00/SF. The total rent for Ames equates to 3.5% of gross sales, which falls within the range of exceptable cost of occupancy for a department store of 3.00% to 4.00%. The exceptable cost of occupancy for a grocery store is 1.75% to 2.25%. Given Bi-Lo's most recent annual sales, the grocery store could support a range of rent from $3.11/SF to $4.00/SF. Based upon our rent and cost-of-occupancy analysis, we feel that a "net" rental rate of $4.00/SF for anchor space is adequately supported.

Satellite Rent Analysis

The typical lease at the subject property is triple net whereby the tenant is responsible for reimbursing the landlord for such expenses as real estate taxes, insurance, and common area maintenance (CAM). Recent satellite leases at the subject range from $3.50/SF to $11.00/SF. The high end of the range also included a $5.00/SF T.I. allowance which reduces the effective rate of the lease to $10.00/SF over a five year term. The terms of the recent leases have typically been between five years which is similar to quoted market terms. Based on our survey of local leasing agents and owners, five year terms are most common with satellite tenants such as those found in the subject center. Therefore, for the purpose of our analysis, we have utilized a lease term of five years for all satellite suites for speculative renewals.


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

In our interviews with competing leasing agents and owners, we also inquired as to the market norm for rent escalation's. Most of the agents agreed that five year leases are typically flat, with some sort of escalation or step in 10 year leases. Recent short-term leases (five years or less) at the subject have been flat. The recent anchor lease which was written for a long-term with options was also flat. We have assumed no rental escalation's for speculative leases

According to the subject leasing agent, TI's are typically not given, with the owner generally providing a " vanilla box" for new tenants and nothing for renewals. Retail space is typically taken "as-is" with the tenant fitting out their space to their own specifications. We project that no tenant alteration allowance would be provided for new or renewal leases.

All of the leasing agents surveyed reported minimal if any free rent. A review of the subject lease abstracts indicated that no free rent was typically offered to tenants that leased space in the subject center over the past three to four years. Therefore, based upon the most recent leases written at the subject center as well as conversations with local leasing agents, we have projected that no free rent will be offered to prospective tenants.

CONCLUSIONS: MARKET RENT ESTIMATE FOR THE SUBJECT PROPERTY

Based on the previous analysis, the current market lease parameters for the subject property are estimated as follows:

================================================================================
                       CONCLUDED MARKET LEASE TERMS
                         (PER SQUARE FOOT / YEAR)
--------------------------------------------------------------------------------
      Category         Satellite Space    Satellite Space >   Anchor Space
                          <5,000 SF           5,000 SF
--------------------------------------------------------------------------------
Market Rent              $10.00 (NNN)        $5.50 (NNN)      $4.00 (NNN)
Lease Term                 5 Years             5 Years          25 Years
Annual Escalation           0.0%                0.0%              0.0%
Tenant Improvements        $0.00               $0.00             $0.00
Free Rent (Months)        0 Months            0 Months          0 Months
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

CONTRACT RENT

As discussed, the subject's leasable area is divided into two anchors and seven suites within one building and three separate pad sites. Currently, the subject is 89% occupied.

Through our research of the subject property, which included a complete review of lease abstracts, rent rolls (both current and historical), and detailed discussions with the on-site property manager, the following rent roll summary was utilized to detail currently leased suites and general information employed for this approach. Additionally, within the Addenda are


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

copies of the tenant lease assumptions, generated by Pro-ject+ Plus, a computerized lease-by-lease analysis program.

Information submitted to us and contained in the Addenda provide additional support to the data and assumptions inputted for this method and is assumed to be correct and reliable. CB Commercial reserves the right to amend our input assumptions if any documentation is subsequently available which contradicts that assumed for this method. Located on the following page is the subject rent roll summary.

================================================================================
                         PLAZA 15 MALL - ROUTE 15
                                 RENT ROLL
--------------------------------------------------------------------------------
                                   Square                   Rent/    Annual Base
 Suite        Tenant                Feet    Begin   End      SF         Rent
--------------------------------------------------------------------------------
   1     Ames                      53,000    1/90   4/01   $02.30     $121,900
   2     Fashion Bug*               8,000    5/76   5/97   $ 0.00           $0
   3     Custom Cuts                1,500   11/91  10/98   $ 8.50      $12,750
   4     Yung Tin Restaurant        1,500   12/86  12/01   $11.00      $16,500
   5     Original Italian Pizza     2,000   11/89   5/01    $9.00      $18,000
   6     Bi-Lo Supermarket         28,800   12/76  12/96    $3.30      $95,088
   7     Sears Authorized           6,500    4/95   4/98    $5.50      $35,750
   8     Arthur Treachers             pad    1/77   1/97    $0.00      $23,500
   9     McDonald's                   pad    1/76   1/97    $0.00      $13,200
   10    Mellon Bank                  pad   11/81  10/01    $0.00      $11,000
--------------------------------------------------------------------------------
         Total Leased Square Feet 101,300   Average Rent:  $ 3.06     $347,688
         Vacant Space              12,300
         Occupancy-Overall            89%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
* Fashion Bug is currently paying percentage rent only.
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

ANALYSIS OF TENANCY

The subject is comprised of regional tenants including Ames, Bi-Lo Supermarket and Fashion Bug as well as local satellite tenants such as the restaurants. Additionally, McDonalds and Arthur Treachers are national tenants. Overall, the quality of the tenancy is considered to be good for the area. Current rental rates range from $2.30/SF to $11.00/SF.

SPECIAL LEASE PROVISIONS AND ASSUMPTIONS

The following discussion summarizes any lease provisions and assumptions of special note.


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Pending Leases

There are two pending leases according to the subject leasing agent. One of these is for 7,800 square feet. The tenant is Dollar General and the proposed base rent is $3.50 per square foot. The rent is low for two reasons, the first of which is the size of the space and the second is the expected sales volume that Dollar General stores typically generate. Thus, the base rent reflects the cost of occupancy associated with Dollar Generals business operation. The second pending lease is for 2,500 square feet. The lessee is Volume Shoe and the base rental is $11.00 per square foot. A $5.00/SF tenant improvement allowance will be given reducing the effective rent to $10.00/SF over a five year lease term.

Renewal Options

Options to renew at below or above market rent may have an impact on the valuation analysis. For example, if below market renewals are exercised, they may result in a downward impact on value. However, to the extent that re-tenanting costs are saved (rent loss during downtime, tenant improvements, leasing commissions, etc.), there may be an advantage in having the tenant renew at some rate below market rent in order to avoid these costs. The majority of recent leases at the subject have renewal options. Where applicable, if a tenants' option rent is below market, we have assumed that the tenant would exercise its renewal option. Conversely, if a tenants' option rent is above market, we have assumed that the tenant would not exercise its renewal option and terminate the lease.

EXPENSE REIMBURSEMENTS

Current and future hypothetical retail leases which will encumber the subject property will be based upon triple net lease structures and are consistent with recent leases written at the subject property and the market in general. The tenants will be responsible for reimbursing the landlord for their pro rata share of operating expenses including their pro rata share of CAM, real estate taxes and insurance. The pro rata share calculations for future tenants are calculated by dividing the tenant's occupied rentable area by the gross leasable area of the center.

The following is a breakdown of the subject's historical recoveries and CB Commercial's projections for the proforma. It should be noted that the subject's operating statements are based on a fiscal year basis, beginning June 1 and continuing through May 31.

Expense Reimbursements

Expense reimbursements for the subject property consist of real estate taxes, insurance, and common area maintenance. Common area maintenance expenses consist utilities,


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

management fees, general and administrative, cleaning and repairs and maintenance expenses. The subject's historical expense reimbursements are as follows:

                      =====================================
                              EXPENSE REIMBURSEMENT
                      -------------------------------------
                           Year            Total $ Amount
                      -------------------------------------
                           1995               $28,101
                        1996 Budget          $105,900
                        Year 1 Pro Forma     $110,897
                      -------------------------------------
                      Source: Mark Centers Trust
                      =====================================

The first year of our DCF model indicates reimbursements of $110,897. There was insufficient information in past years to generate reliable historical expense reimbursement information. The budgeted amount appears to be accurate based upon projected expenses and reimbursement clauses for existing tenants.

OTHER INCOME

This income category can be derived from several different sources including tenant service income, merchants association fees, late fee income, short-term storage income, professional services provided for the tenants by the landlord/management, ground rent as well as other miscellaneous sources. We have included the income from the three pad sites under this category. The three pad sites have been improved with the following: a McDonald's franchise restaurant, an Arthur Treachers franchise restaurant and a bank branch occupied by Mellon Bank. Combined the ground rent payments generated from these pad sites equals $51,408 per annum.

PERCENTAGE RENT INCOME

In addition to the basic rental charges, the tenants are sometimes responsible for paying the landlord additional rent equal to a specified percentage of the tenant's gross sales made in, upon, or from the premises, over a breakpoint factor or according to a specific schedule. Three of the subject tenants have percentage rent clauses contained within their leases.


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================================================
                                             PERCENTAGE RENT CLAUSES
================================================================================================================
                                                                                                      CBC's FY97
         Tenant            Breakpoint      Percent         Year        Gross Sales    % Rent Paid     Projection
----------------------------------------------------------------------------------------------------------------

GC Murphy d/b/a Ames       $2,500,000       2.50%          1994        $6,132,772       $90,819       $6,386,000
                                                           1995        $6,199,060       $98,680

Fashion Bug                  $0.00          4.00%          1994         $909,524        $34,270        $734,390
                                                           1995         $713,006        $28,942

Original Italian Pizza      $200,000        6.00%          1994         $186,218           $0          $228,800
                            $333,333                       1995         $222,150        $ 1,320
                           as of 6/96

Bi-Lo Supermarket          $7,607,040       1.25%          1994        $7,200,095         $ 0         $5,268,450
                                                           1995        $5,114,898         $ 0
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================================================

Given the aforementioned sales histories, we have projected the gross sales for each tenant as illustrated in the right column of the table. We have also projected that the gross sales figures will grow by 3.0% per annum over the course of the cash flow projection.

POTENTIAL GROSS INCOME

The potential gross income for the subject property is summarized as follows.

                 ==============================================
                    STABILIZED POTENTIAL GROSS INCOME (FY 1997)
                 ----------------------------------------------
                                                         Totals
                 ----------------------------------------------
                 Total Minimum Rent                    $300,176

                 Lease-up Income from Vacancies         $70,980

                 Other Income                           $51,408
                                                        -------
                 Expense Reimbursement

                   - Common Area Maintenance Recovery   $29,137

                   - Real Estate Tax Recovery           $81,760

                   - Insurance Recovery                 $     0

                   - Percentage Rent                   $111,974

                 Potential Gross Income                $645,435
                 ----------------------------------------------
                 Source: CB Commercial Real Estate Group, Inc.
                 ==============================================


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

VACANCY AND COLLECTION LOSS

This is an allowance for reductions in potential income attributable to vacancies, tenant turnover, and non-payment of effective rent. In the direct capitalization process, a market-derived, stabilized vacancy and collection loss estimate is subtracted from potential gross income in order to arrive at effective gross income. The subject property is currently 89% leased. Few of the subject's competitors are traditional strip centers. Many of the competing retailers tend to be free-standing big box stores. Thus, it is difficult to determine an average market vacancy. Due to the long-term leases at the subject property, the average vacancy rate over the projected holding period, which is attributed to downtime between leases, approximates 2.0%. In addition to vacancy, we estimated a blended credit loss factor of 2.0% which takes into account both national and local tenants at the subject center. In the first year of our discounted cash flow analysis, the credit loss amounts to $11,306.

EFFECTIVE GROSS INCOME

Given our estimate of potential gross income, other income, and a vacancy and collection loss, the estimated effective gross income is derived as follows:

           ===========================================================
                        EFFECTIVE GROSS INCOME (FY 1997)
           ===========================================================
           Potential Gross Income:                    $ 645,435
           Less: Collection Loss                      $  12,907
                                                      ---------
           Effective Gross Income:                    $ 632,438
           ===========================================================

Our estimate of effective gross income used in direct capitalization is $632,438. This figure is greater than the EGI in the first year of our cash flow in the discounted cash flow method since it has accounted for all vacant space. The DCF reflects a lease-up period for the vacancies.

OPERATING EXPENSE ANALYSIS

In projecting the revenues and expenses for the subject property, we have analyzed the historical figures for fiscal years 1993 through 1995 as well as management's forecast of revenues and expenses for fiscal year 1996. In addition, we have utilized the Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers publication to assist in our analysis. We have considered the category " Regions 1, 2 & 3 (East): Open Shopping Centers" as the most representative of the subject property. A summary of the average expenses taken from this publication increased at an inflationary rate to reflect our fiscal year 1997 analysis are presented as follows:


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

              =======================================================
                           COMPARABLE EXPENSE ANALYSIS
              -------------------------------------------------------
                       Expense Category                 P.S.F.
              -------------------------------------------------------
                General & Administrative                $ 0.08
                Repairs & Maintenance                   $ 0.36
                Services                                $ 0.46
                Utilities                               $ 0.18
                           Total CAM                    $ 1.08
                Real Estate Taxes                       $ 1.26
                Insurance                               $ 0.15
                Management Fees                         $ 0.41
              Total Operating Expenses                  $ 2.90
              -------------------------------------------------------
              Source: Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers
              =======================================================

Our estimate of the subject's stabilized expenses are detailed as follows.

Common Area Maintenance

The subject's historical and projected common area maintenance (CAM) expenses are as follows:

                  ==========================================
                        COMMON AREA MAINTENANCE EXPENSE
                  ------------------------------------------
                          Year                Total $ Amount
                  ------------------------------------------
                          1995                    $45,317
                       1996 Budget               $109,783

                   CB 1996 Projection            $111,155
                  ------------------------------------------
                  Source: Mark Centers Trust
                  ==========================================

Common area maintenance (CAM) charges generally includes various items such as general and administrative expenses, repair and maintenance expenses, utilities, and general services such as cleaning, landscaping, security, and common area insurance expenses. We project the total CAM expense in 1996, before management fees, at $111,155 or $0.98/SF. The range of this cost as published by IREM is $0.57 to $1.64 with an average of $1.08. Our estimate is falls within the range. Given the subject's historical CAM expense structure coupled with its remote location, effective age, size of tenancy and the services provided, the subject's projected CAM figure is considered reasonable.


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Property Taxes

Historical and budgeted property tax expenses are as follows:

                  =======================================
                           PROPERTY TAX EXPENSE
                  ---------------------------------------
                          Year           Total $ Amount
                  ---------------------------------------
                          1995              $ 4,503
                       1996 Budget          $ 89,160
                    Year 1 Pro Forma        $ 94,111
                  ---------------------------------------
                  Source: Mark Centers Trust
                  =======================================

The submitted 1995 historical expense data is an aberration from the actual expense. As discussed fully within the tax and assessment data section of the report, estimated taxes for calendar year 1996 are projected to be $94,111. It appears that the 1996 budgeted taxes have not accounted for the 1996-1997 tax rate.

Insurance

Historical and budgeted insurance expenses are as follows:

                  =======================================
                            INSURANCE EXPENSE
                  ---------------------------------------
                          Year           Total $ Amount
                  ---------------------------------------
                          1995              $ 2,494
                       1996 Budget          $ 8,352
                   CB 1996 Projection        $8,600
                  ---------------------------------------
                  Source: Mark Centers Trust
                  =======================================

Insurance at the subject property includes both liability insurance and fire insurance. We have placed primary emphasis on the subject's 1996 budgeted insurance expenses and have estimated the insurance expense at $8,600, or $0.08/SF.

Professional Management Fee

In order to maintain the control of the property and subsequently ensure the stream of income that it generates, it is necessary to employ either internal or outside management. This expense is non-recoverable. In the case of the subject property, the property is managed internally and no management expense has been reflected in historical statements. Typical professional management fees in the local market range from 1.0% to 5.0% of effective gross income. Based upon the size and nature of the subject improvements, we have applied a management expense of 3.0% of effective gross income. Because management is calculated based on a percentage of effective gross income, this expense will vary each year because of


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

fluctuations in the income stream. In the first year of our analysis, this expense equates to $12,108 or $0.11/SF.

Replacement Reserves

This expense typically represents a reserve for future replacement of long-lived items. The amount of reserve and whether it is included or not in the direct capitalization and DCF analyses depends on the actions reflected by buyers and sellers in the local market. Based on the available comparable data and discussions with brokers and investors, replacement reserves generally range from $0.10/SF to $0.20/SF for retail properties of similar quality and condition as the subject. Given the subject's average condition, we have estimated this expense at $0.10/SF or $11,360 in 1996 increasing at our projected annual expense growth rate of 3.0%. Based on discussions with local market participants, replacement reserves are typically subtracted in calculating NOI when determining the cash flow in the DCF analysis.

Total Concluded Operating Expenses

The concluded stabilized operating expenses for the subject total an estimated $238,508, or $2.10 per rentable square foot. This total expense estimate is for the first year of our proforma and incorporates fiscal year conversions not reflected in the previous 1996 calendar year estimates. The expense is slightly lower than the average indicated by IREM ($2.90/SF) but judged reasonable given the subject's location, actual tax liability and its historical and budgeted operations.

CAPITALIZATION RATE

There are several methods for deriving an overall capitalization rate for direct capitalization. A common method for establishing an overall capitalization rate for properties similar to the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists. We have derived capitalization rates from comparable sales used within the Sales Comparison Approach. In addition, the investor survey method is used as a secondary approach in deriving our overall capitalization rate. The subject property is a retail shopping center that would be attractive to either a local or a national investor. The category in the published investor survey most comparable to the subject is a class B community shopping center. The investors typically interviewed for the survey are regional or national investors associated with pension funds, REIT's, insurance companies, financial institutions, etc. The information below is taken from CB Commercial most recent National Investor Survey (first quarter 1996).


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                           SUMMARY OF INVESTOR SURVEY
                          OVERALL CAPITALIZATION RATES
                      COMMUNITY SHOPPING CENTERS - CLASS B
--------------------------------------------------------------------------------
       Investor Survey           R(o) Range      Average     Date of Survey
--------------------------------------------------------------------------------
CB Commercial National Investor
  Survey                       9.5% - 11.0%       10.2%    First Quarter, 1996
--------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The previous survey indicates an overall range of 9.5% to 11.0% for neighborhood shopping centers with an average of approximately 10.2%. The sales data produced a range of 10.7% to 10.99% with an average of 10.84%. The capitalization rate reflects the quality and duration of the income stream as well as the physical characteristics of the property. The tenant mix at the subject center is considered to be good for the area with mostly regional tenants. The largest tenant at the subject, Ames, is a regional tenant. The Ames lease does not expire until the year 2001 and the second largest tenant, Bi-Lo Supermarket, has a base lease which is coming due May 1997. Both of these leases have three, five-year options at the same rent and overage terms as the base lease. While Bi-Lo has experienced a decrease in sales in the past year, the current base rent equates to 1.9% of gross sales, which falls within the range of exceptable cost of occupancy for a grocery store of 1.75% to 2.25%. Therefore, we have assumed that Bi-Lo will exercise its first option as of 5/31/97. Nor have we received any information to the contrary from Mark Center's. The center is currently 89% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional neighborhood center of average quality and in average overall condition. In addition, the subject is situated in an average retail location with relatively low volumes of traffic.

Based upon this survey and the factors discussed above, an 11.00% overall capitalization rate (towards the top of the range) appears to be appropriate for the subject property given the associated risk of unrealized income attributed to the vacant space.

Direct Capitalization Summary

A summary of the direct capitalization method as applied to the subject property is illustrated in the following table:


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                       PLAZA 15 MALL - ROUTE 15 LEWISBURG
                          DIRECT CAPITALIZATION SUMMARY
--------------------------------------------------------------------------------
                      Category                  Total                P.S.F.
--------------------------------------------------------------------------------
Income
    Total Base Rent                             $  300,176          $ 2.64
    Market Rent Applied to Vacant Suites            70,980             .62
    Recovery Income                                110,897            0.98
                                                ----------          ------

    Gross Rental Income                         $  482,053          $ 4.24
      Plus: Percentage Rents                    $  111,974            0.99
                                                ----------          ------
      Less: Vacancy and Credit Loss                (11,306)          (0.10)
      Plus: Other Income                            51,448            0.45
     Effective Gross Income                     $  634,169          $ 5.58

Expenses
     Common Area Maintenance (CAM)                (111,155)          (0.98)
     Real Estate Taxes                             (95,287)          (0.84)
     Insurance                                      (8,456)          (0.07)
     Management Fees                               (12,108)          (0.11)
     Replacement Reserves                          (11,502)          (0.10)
                                                ----------          ------
     Total Expenses                             $ (238,508)         $(2.10)
       OER                                              38%

Net Operating Income @ Full Occupancy           $  395,661          $ 3.48
     CAPITALIZATION OF NOI:
     @11.00%                                    $3,596,918          $31.66

Deduction for Lease-up Costs                      ($99,450)         $ 0.88
     VALUE AFTER CAPITAL COSTS/RENT LOSS        $3,497,468          $30.79

Reconciled Value                                $3,500,000          $30.81
--------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS

Our DCF assumptions are summarized as follows. Most of the following assumptions have been discussed and supported within prior sections of the report. A discussion of the discount rate, terminal capitalization rate and holding period follow the assumptions summarized below.

================================================================================
                   SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS
                    PLAZA 15 MALL, ROUTE 15 IN LEWISBURG, PA.
--------------------------------------------------------------------------------

General Assumptions
    Start Date                                      June 1, 1996
    Terms of Analysis                                 10 years
    Basis (Calendar /  Fiscal)                         Fiscal
    Software                                       Project + Plus
Growth Rate Assumptions
    Expenses                                            3.0%
    Market Rent                                         3.0%
    Real Estate Taxes                                   3.0%
    Inflation (CPI)                                     3.0%
Market Rent Assumptions
    Anchor                                          $ 4.00 (NNN)
    Satellite < 5,000 SF                            $10.00 (NNN)
    Satellite > 5,000 SF                             $5.50 (NNN)
Leasing Assumptions
    Lease Term                                         5 Years
    Renewal Probability                                  50%
    Weighted Average of:
      Tenant Improvements                               $0.00
      Months of Free Rent                                 0
      Leasing Commissions (Cashed-Out)                  4.5%
      Down Time Between Leases                        6 Months
Tenant Assumptions
                                        Existing tenant leases were entered at
                                        contract rent and terms. Speculative
                                        renewals assume tenants will pay base
                                        rent plus their pro rata share of CAM,
                                        real estate taxes and insurance.
                                        Contractual recoveries were input into
                                        the model per their respective leases.

Miscellaneous Assumptions
    Credit Loss                                         2.0%
    Avg. Occupancy Over Projection Period                98%
    Structural Maintenance/ Reserves ($/SF)            $ 0.10

Financial Assumptions
    Discount Rate (IRR)                                12.50%
    Terminal Overall Capitalization Rate (RO)          11.00%
    Costs of Sale                                       2.00%
--------------------------------------------------------------------------------
Source:  CB Commercial Real Estate Group, Inc.
================================================================================


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNT RATE ANALYSIS

A discount rate is a rate of return on capital utilized to capitalize future payments or receipts to present value. It is based on the time value of money concept. For appraisal purposes, the rate used to convert income to property value should represent the annual rate of return necessary to attract investment capital. The rate is influenced by many considerations, including the degree of apparent risk, market attitudes with respect to future inflation, the prospective rates of return for alternative investment opportunities, supply of and demand for mortgage funds, and the availability of tax shelters. Because rates of return used in income capitalization represent prospective rates, as distinguished from historical rates, special consideration is given to market perceptions of risk and changes in purchasing power.

Although it is not possible to prove conclusively the suitability of a particular rate of return on the basis of market evidence, the chosen rate should be consistent with the available evidence. Rate selection requires judgment and knowledge concerning prevailing market attitudes and economic indicators. Both the discount rate and the reversionary capitalization rate must reflect the relative risk perceived by investors for the specific market being studied. Generalities must be avoided. To determine such rates, we have used surveys of real estate investors analyzed and adjusted for comparative returns found in the capital markets.

National investor surveys include data on investors operating regionally and nationally, such as representatives of insurance companies, commercial banks, pension funds, investment banking firms, syndication firms, and investment advisory firms. Such companies invest in all types of properties, including office buildings, retail shopping centers, hotels, apartment complexes, and industrial facilities. These surveys are valuable for determining general parameters but must be honed to the local market.

Based on surveys from CB Commercial Real Estate Group Inc. for the first quarter 1996, investment criteria for numerous market participants including investors that would be in competition for acquiring a property such as the subject are illustrated below.

================================================================================
                   FIRST QUARTER 1996 NATIONAL INVESTOR SURVEY

                       CLASS B COMMUNITY SHOPPING CENTERS
================================================================================
 TYPE OF FIRM       OVERALL CAP. RATES      GENERAL     DISCOUNT    REAL RATE
                                           INFLATION      RATE      OF RETURN
                  ---------------------
                  GOING-IN     TERMINAL                  (IRR)        (RRR)
================================================================================
Range:            9.5-11.0      10-12         2-4       12-15.0      9.5-11.5
Average             10.2        10.7          3.3         13.4         10.9
================================================================================
Change from          -10         +10          -10         +110         +390
 3rd  Qtr Survey
================================================================================

Source:  CB Commercial Real Estate Group Inc. - 1st Quarter 1996


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

We have surveyed national real estate investors for their investment criteria when purchasing real estate such as the subject. Investor expectations for inflation range from 2% to 4%, with an average of 3.3%. We have selected an inflation rate for our analysis of 3.0%. The discount rate reflects the quality and duration of the income stream as well as the physical and locational characteristics of the property. As discussed within the overall rate section, the tenant mix at the subject center is considered to be good for the area with mostly regional tenants. Moreover, the majority of the center is occupied by anchor tenants which have multiple renewal options which could extend their occupancies by more than 15 years from the date of value, reducing risk. The center is currently 89% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional community center of average quality and in average overall condition. In addition, the subject is situated in an average retail location with relatively low volumes of traffic.

In general, the discount rate (IRR) is comprised on a safe rate (usually Treasuries) and a risk premium. The risk premium is difficult to quantify but with sound logic a reasonable rate can be ascertained. The chart presented below graphically depicts real estates position within the risk/reward graph.

                    INVESTOR RISK VERSUS RETURN REQUIREMENTS

  Anticipated Return

                                                                   _ Real Estate


                                                      _ Common Stocks


                                           -  Corporate
                                           Bonds

                            _ Mortgage Backed
                            Securities

              _ Municipal Bonds


     _ T - Bills


                                                          Riskless Rate

--------------------------------------------------------------------------------
  Perceived Level of Risk

US Treasury notes and bonds are considered risk free since they are backed by the United States government. Their rates only fluctuate with perceived inflation. The use of this, or any


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

short term investment including the prime rate or LIBOR is meaningless when compared to an investment with a 10 year holding period. Accordingly, as a starting point, we only considered risk free or nearly risk free investments with a maturity of 10 years. These include Treasuries, corporate bonds and municipal bonds. Adjusted for daily fluctuations, these debt offerings are yielding 5.59% to 8.25%. Mortgaged backed securities generally tend to fall above these instruments. The next layer of risk would include debt rated as low as BBB. These notes are yielding as much as 10%. Long-term mortgages are also yielding over 10% considering the mortgage constant on a note priced at 250 to 300 basis points over comparable Treasuries. Riskier investments such as junk bonds vary widely from 12% to 22% on an unleveraged basis. Real estate, as indicated on the chart above falls between common stock (10%) and junk bonds (16%). To eliminate the burden of illiquidity, REIT's and similar investments are being created. They represent a quasi-real estate opportunity. REIT's are currently providing dividends ranging from 6% to 8% but offer potential yields of 15% to 20%

Various financial instruments are yielding between 5.59% and 8.25% depending upon the type of investment as indicated on the chart below based on data obtained from the Federal Reserve Statistical Release for the week ending May 17, 1996. It should be noted that over the past year we have witnessed an increase in the interest rate of all of the following instruments.

        ==========================================================
        INSTRUMENT                                         RATE
        ==========================================================
        Prime Rate                                        8.25%
        ==========================================================
        Municipal Bonds                                   5.96%
        ==========================================================
        Short-Term Treasury Securities (1 year)           5.59%
        ==========================================================
        Long Term Treasury Securities (10 years)          6.68%
        ==========================================================
        Corporate Aaa Bonds (10+ years)                   7.57%
        ==========================================================
        Corporate Baa Bonds (10 + years)                  8.25%
        ==========================================================

The risk premium is the rate added to Treasuries to account for illiquidity, the capital markets and the economy. Whether the risk premium decreases in the near term is dependent solely on inflation, the growth of the economy and capital markets. During 1995, the Federal Reserve decreased interest rates in order to stimulate a sluggish economy. The low rates have continued during the early portion of 1996, however, have recently begun to ascend.

Based on the above, we feel that the current required rate of return (IRR) for the subject would fall slightly below the middle of the range at 12.5%. This reflects the quality, quantity and cash flow risk associated with the subject property. As such, we have utilized a discount rate of 12.5% in our analysis.


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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

TERMINAL RATE

To estimate the appropriate terminal capitalization rate, we have considered the rates reflected in the investment criteria outlined above for both going-in and terminal capitalization. Typically, under stable market conditions, the terminal capitalization rate will be greater than the going-in rate to reflect the risk associated with the holding period. Typically 50 to 100 basis points are added on to the going-in cap rate under stable market conditions to account for the additional risk. Furthermore, our national investor survey also indicated an average terminal capitalization 50 basis points greater than the going-in rate.

It is evident by historical and current performance of the center and it is our opinion that the subject property will encounter average-to-good market acceptance in the future. It is our opinion that a terminal capitalization rate of 11.0% is the most appropriate for the subject property.

A 2% deduction for costs of sale has been utilized to reflect the net reversionary value.

HOLDING PERIOD

To apply the discounted cash flow analysis, an estimate must be made of the appraised property's holding period based on typical investors' motives in the local market. Historical investment holding periods of similar shopping centers typically have ranged from 10 to 15 years. A 10- to 15- year holding period was analyzed to test the property's sensitivity to roll-overs. We found the subject cash flow to be affected by lease roll-over in year ten, necessitating the use of an 11-year holding period.

Our discounted cash flow analysis is presented on the following page.


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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

---------------------------------                                             ------------------------------------
Building Size             113,600         Plaza 15 - Lewisburg, PA            Reconciled Value              $3,391
Cost of Sales              3.000%            Cash flow Report                 Value per SF                  $29.85
Hold Period (Years)        11                                                 % Residual of Recon. Val       31.2%
Reduce Residual by Cap Exp Yes                                                Direct Cap Rate               11.00%
Residual Discount Rate     12.50%                                             Direct Cap Value              $3,335
---------------------------------                                             ------------------------------------

Compounded
Ann.                              --------------------------------------------------------------------------------------------------
Ave. Growth                        1996     1997     1998     1999     2000     2001     2002     2003     2004     2005     2006
                                  --------------------------------------------------------------------------------------------------
  0.93%   BASE RENT               342,424  398,908  396,067  403,331  400,650  345,853  409,553  417,615  414,462  420,796  375,681
  N/A      Expense Rent                 0        0        0        0        0        0        0        0        0        0        0
  2.41%    Expense Recoveries     110,897  118,605  120,438  125,285  127,652  118,758  136,428  141,052  143,846  149,319  140,666
  2.91%    Percentage Rent        111,974   99,146  103,995  108,990  114,135  119,434  124,892  130,723  136,995  143,536  149,216
-------                           --------------------------------------------------------------------------------------------------
  1.65%   GROSS INCOME            565,295  616,659  620,500  637,606  642,437  584,045  670,873  689,390  695,303  713,651  665,563
  1.65%   Credit/Vacancy Loss     (11,306) (12,333) (12,410) (12,752) (12,849) (11,681) (13,417) (13,788) (13,906) (14,273) (13,311)
  2.33%   Miscellaneous Incomes    51,408   56,600   56,600   56,600   56,600   58,850   62,000   62,000   62,000   62,000   64,750
-------                           --------------------------------------------------------------------------------------------------
  1.71%   EFFECTIVE GROSS INCOME  605,397  660,926  664,690  681,454  686,188  631,214  719,456  737,602  743,397  761,378  717,002
  2.94%   TOTAL EXPENSES          238,508  246,412  253,482  261,024  268,541  275,084  284,723   293,1%  301,665  310,629  318,604
-------                           --------------------------------------------------------------------------------------------------
  0.83%   NET OPERATING INCOME    366,889  414,514  411,208  420,430  417,647  356,130  434,733  444,406  441,732  450,749  398,398
  N/A     Commissions
  N/A     Tenant Improvements      12,500        0        0        0        0        0        0        0        0        0        0
  N/A     Capital Additions             0        0        0        0        0        0        0        0        0        0        0
-------                           --------------------------------------------------------------------------------------------------
  N/A     TOTAL DEDUCTIONS         28,470        0    2,213        0        0   21,376    5,642        0    2,565        0    7,592
-------                           --------------------------------------------------------------------------------------------------
  1.45%   CASH FLOW               338,419  414,514  408,995  420,430  417,647  334,754  429,091  444,406  439,167  450,749  390,806

          TOTAL CASH FLOW         338,419  414,514  408,995  420,430  417,647  334,754  429,091  444,406  439,167  450,749  390,806
                                  --------------------------------------------------------------------------------------------------
          Debt service                N/A      N/A      N/A      N/A      N/A      N/A      N/A      N/A      N/A      N/A      N/A
                                  --------------------------------------------------------------------------------------------------
          CASH FLOW AFTER DEBT    338,419  414,514  408,995  420,430  417,647  334,754  429,091  444,406  439,167  450,749  390,806
                                  --------------------------------------------------------------------------------------------------
          CUMULATIVE SURPLUS          N/A      N/A      N/A      N/A      N/A      N/A      N/A      N/A      N/A      N/A      N/A
                                  ==================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
          Implied Overall Rate      10.82%   12.22%   12.12%   12.40%   12.31%   10.50%   12.82%   13.10%   13.02%   13.29%   11.75%
          Cash on Cash Return        9.98%   12.22%   12.06%   12.40%   12.31%    9.87%   12.65%   13.10%   12.95%   13.29%   11.52%
====================================================================================================================================


NOI and CF Trends
[TABLE OMITTED]


-----------------------------------------------------------------
                   Sale/Yield Matrix (000's)
                        Terminal Cap Rate
          -------------------------------------------------------
Disc Rate      10.75%       11.00%       11.25%        11.50%
-----------------------------------------------------------------
  12.00%       3,523        3,497        3,472         3,449
          -------------------------------------------------------
  12.25%       3,469        3,444        3,420         3,396
          -------------------------------------------------------
  12.50%       3,416        3,391        3,368         3,345
          -------------------------------------------------------
  12.75%       3,364        3,340        3,317         3,295
          -------------------------------------------------------
  13.00%       3,314        3,290        3,268         3,246
          -------------------------------------------------------
  13.25%       3,264        3,241        3,219         3,198
-----------------------------------------------------------------

=================================================================

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW CONCLUSION

We used "PRO-JECT +plus" computer software to create a cash flow model for a long term hold. Reference is made to the "Annual Cash Flow Report", generated by the Pro-ject software, on the previous page which provides a summary of cash flow from all sources. We utilized an 11-year holding period and have discounted the cash flow on a fiscal year basis from 1997 to 2006. The cash flow incorporates the terms of existing leases during the analysis period and our assumptions regarding the lease-up of vacant space. It also calculates renewal rentals when leases expire based on current market rent escalated at a growth factor. In addition, a forecast was made for 15 years to check for any irregularities in the income stream which may artificially affect the reversionary sale price. It should be noted that based on our analysis of the extended holding period indicated that there was no irregularities. We capitalized the 12th year net operating income to determine the reversionary value at the end of year 11.

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The preceding analysis indicates the following conclusions:

               ========================================
                INCOME CAPITALIZATION APPROACH VALUES
               ----------------------------------------
               Method                   Indicated Value
               ----------------------------------------
               Direct Capitalization      $3,500,000
               Discounted Cash Flow       $3,400,000
               ----------------------------------------
               Source: CB Commercial Real Estate
               ========================================

Greater emphasis is placed on the DCF analysis because it is the method likely to be used by a typical investor. As a result, based on the Income Capitalization Approach, CB Commercial concludes a value estimate for the subject property of $3,400,000. This equates to $29.93 per rentable square foot.


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                                   CONCLUSION

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                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

                             RECONCILIATION OF VALUE

CB Commercial was instructed to estimate the market value of the leased fee interest in the subject property. The value conclusions for each applicable approach are summarized below.

           ====================================================
                      SUMMARY OF VALUE CONCLUSIONS
           ----------------------------------------------------
           Cost Approach                               N/A

           Sales Comparison Approach               $ 3,400,000

           Income Capitalization Approach          $ 3,400,000

           ----------------------------------------------------
           Source: CB Commercial Real Estate Group, Inc.
           ====================================================

The Income Capitalization Approach is considered the most persuasive method for valuing the subject property. This approach is predicated on the principle of anticipated economic benefits and, therefore, best reflects the investment characteristics of the subject. Properties such as the subject are typically purchased by investors; thus, this approach must closely parallels the anticipated analysis that would be employed by the most typical purchaser. Since the subject property has a number of existing leases with a variety of terms, the DCF technique best models the future cash flow stream to a prospective buyer.

The Sales Comparison Approach is predicated on the principle that an investor would pay no more for an existing property than for a comparable property with similar utility. This approach is contingent on the reliability and comparability of available data. The data developed was considered sufficiently reliable to reach a value conclusion by the Sales Comparison Approach. However, due to the lack of truly comparables sales in recent years, this method is given secondary consideration in the reconciliation.

The Cost Approach is predicated on the principle that an investor would pay no more for an existing property than it would cost to acquire land and construct a building with similar utility. Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Furthermore, due to the age of the subject and current market conditions, accrued depreciation would be substantial and difficult to estimate. An investor would not use the Cost Approach due to the imprecise nature of estimating the accrued physical, functional, or external depreciation affecting the improvements. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.


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                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

The final value conclusion and the approaches relied upon give strong consideration to the market behavior of the typical buyer and current market environment for the property appraised.

Based on the foregoing analysis, it is concluded that the market value of the leased fee interest in the subject property, subject to the assumptions and limiting conditions, as of May 23, 1996, is:

                   THREE MILLION FOUR HUNDRED THOUSAND DOLLARS
                                  ($ 3,400,000)

This value is subject to all of the assumptions and limiting conditions stated throughout the report, including specific assumptions and limiting conditions.


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                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to total that would adversely affect marketability or value. CB Commercial is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Commercial, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. It is assumed that improvements have been constructed or will be constructed according to approved architectural plans and specifications and in conformance with recommendations contained in or based upon any soils report(s).

      Unless otherwise specifically noted in the body of this report, it is assumed: that any existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are, or will be upon completion, in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that it or they will withstand any known elements such as windstorm, hurricane, tornado, flooding, earthquake, or similar natural occurrences; and, that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Commercial professionals are not engineers and are not competent to judge matters of an engineering nature. CB Commercial has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Commercial by ownership or management; CB Commercial inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Commercial was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Commercial reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Commercial has no knowledge of the existence of such materials on or in the property. CB Commercial, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

      We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Commercial. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.


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                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Commercial has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Commercial reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Commercial of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Commercial will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CB Commercial assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CB Commercial is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Commercial does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Commercial.

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Commercial to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Unless otherwise noted in this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CB Commercial nor may this report or copies hereof be transmitted to third parties without said consent, which consent CB Commercial reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express


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                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

      written consent of CB Commercial which consent CB Commercial reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Commercial shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area have been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Commercial unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Commercial assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Commercial assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CB Commercial assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Not withstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Commercial has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Commercial has no specific information relating to this issue, nor is CB Commercial qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.


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                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

24. For our analysis, we have relied on the information provided by the detailed rent roll and information provided by the subject leasing agent. We have assumed all information is correct. Furthermore, we have assumed all leases out for signature will be returned signed, and executed as of the date indicated to us by the leasing agent. We reserve the right to amend this appraisal should any of this information be later found to be incorrect.


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                                                                         ADDENDA
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                                                                         ADDENDA
--------------------------------------------------------------------------------

                                     ADDENDA


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                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

                                   ADDENDUM A

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                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

                                GLOSSARY OF TERMS

assessed value

  Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

cash equivalency

  The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract, coupon, face, or nominal rent

  The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

coupon rent

  See Contract, Coupon, Face, or Nominal Rent

effective rent

  1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ++ 2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

face rent

  See Contract, Coupon, Face, or Nominal Rent

fee simple estate

  Absolute ownership unen-cumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. ++

floor area ratio (FAR)

  The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. ++

full service lease

  A lease in which rent covers all operating expenses. Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value

  Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

gross building area (GBA)

  The sum of all areas at each floor as measured to the exterior walls.

insurable value

  Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

investment value

  Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be established by an expert on real estate and its value, that is, an appraiser. +

leased fee

  See leased fee estate

leased fee estate

  An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the

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                                                               GLOSSARY OF TERMS
--------------------------------------------------------------------------------

  lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.++

leasehold

  See leasehold estate

leasehold estate

  The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.++

load factor

  The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

market value "as if complete" on the appraisal date

  Market value as if complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

market value "as is" on the appraisal date

  Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

market value

  Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.ss.

marketing period

  The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. ++

net lease

  Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA)

  1) The area on which rent is computed. 2) The Rentable Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

nominal rent

  See Contract, Coupon, Face, or Nominal Rent

prospective future value "upon completion of construction"

  Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value estimate at this stage is stated in current dollars unless otherwise indicated.

prospective future value "upon reaching stabilized occupancy"

  Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value

================================================================================

================================================================================
                                                               GLOSSARY OF TERMS
--------------------------------------------------------------------------------

  estimate at this stage is stated in current dollars unless otherwise indicated.

reasonable exposure time

  The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market.
  ++

rent

  see
  full service lease
  net lease
  contract, coupon, face, or nominal rent
  effective rent

shell space

  Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

Usable Area

  1) The area actually used by individual tenants. 2) The Usable Area of an office is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

use value

  Use value is a concept based on the productivity of an economic good. Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale. +

value appraised

  During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time. See also market value "as is" on the appraisal date

market value "as if complete" on the appraisal date

prospective future value "upon completion of construction"

prospective future value "upon reaching stabilized occupancy"

================================================================================

================================================================================
                                               ADDENDUM B ADDITIONAL PHOTOGRAPHS
--------------------------------------------------------------------------------


                                   ADDENDUM B
                                LEGAL DESCRIPTION


================================================================================

                                    EXHIBIT A

            ALL that certain tract or parcel of land situate in Kelly Township, Union County, Pennsylvania, bounded and described as follows, and as shown on survey dated April 3, 1973, and last revised September 27, 1976:

            FROM the point of intersection of centerline of Legislative Route 59024 and the centerline of North bound cartway of Legislative Route 176; North fifty-nine degrees forty-eight minutes and thirty seconds West (N 59 degrees 46 minutes 30 seconds West) a distance of two hundred seventy-five feet (275.00') to a point of centerline of L.R. 59024;

            THENCE North thirty degrees eleven minutes and thirty second East (N 30 degrees 11 minutes 30 seconds East) a distance of sixteen and one-half feet (16.5') to a point on the Northerly legal right-of-way line of L.R. 59024;

            THIS point being the Point of Beginning;

            THENCE along this public road and on the Northerly legal right-of-way North fifty-nine degrees forty-eight minutes and thirty seconds West (N59 degrees 48 minutes 30 seconds West) a distance of seven hundred eighteen and ten hundredths feet (718.10') to a point on right-of-way;

            THENCE along lands formerly of Village Colonial, Inc.. and land formerly of Evangelical Homes, Inc., North thirty-two degrees thirty minutes and thirty seconds East (N 32 degrees 30 minutes 30 seconds East) a distance of five hundred and sixty-one feet (561.00') to a point;

            THENCE along land formerly of Evangelical Homes, Inc., South fifty-seven degrees twenty-nine minutes and thirty seconds East (S 57 degrees 29 minutes 30 seconds East) a distance of forty-nine and ninety-six hundredths feet (49.96') to a point;

            THENCE along same north thirty-two degrees thirty minutes and thirty seconds East (N 32 degrees 30 minutes 30 seconds East) a distance of three hundred forty-nine and seventy-nine hundredths feet (349.79') to a point;

            THENCE along same South Fifty-seven degrees, twenty-nine minutes and thirty seconds East (S 57 degrees 29 minutes 30 seconds East) a distance of five hundred fifty-two and ninety-nine hundredths feet (552.99') to a found iron pin; being the Southwesterly corner of land of H.R. Ruhl;

            THENCE along land of H.R. Ruhl South seventy-five degrees thirty-four minutes and thirty seconds East (S 75 degrees 34 minutes

30 seconds East) a distance of two hundred eight and eighty-eight hundredths feet (280.88') to a point on the Westerly right-of-way line of L.R. 176 (U.S. Route l5);

            THENCE along this right-of-way line South thirty-two degrees, thirty minutes and thirty seconds West 9S 32 degrees 30 minutes 30 seconds West) a distance of three hundred and sixty-four and sixty-seven hundredths feet (364.67') to a point;

            THENCE along the same North fifth-seven degrees, twenty-nine minutes and thirty seconds West (N 57 degrees 29 minutes 30 seconds West) a distance of ten feet (10.00) to a found iron pin;

            THENCE along the same South thirty-two degrees thirty minutes and thirty seconds West (S 32 degrees 30 minutes 30 seconds West) a distance of four hundred and seventy-eight and fifty-six hundredths feet (478.56') to a point of curvature to the right (this curvature having a ninety foot (90') radius, a distance of eighty-seven degrees and forty-one minutes (87 degrees 41 minutes) with an arc length of one hundred thirty-seven and seventy-three hundredths feet (137.73');

            THENCE along the chord of said curvature South seventy-six degrees and twenty-one minutes West (S 76 degrees 21 minutes 00 seconds West) a distance of one hundred twenty-four and sixty-eight hundredths feet (124.68') to a point of tangency on the Northerly legal right-of-way line of L.R. 59024;

            THENCE along the same North fifty-nine degrees forty-eight minutes and thirty seconds West (N 59 degrees 48 minutes 30 seconds West) a distance of fifty-seven and forty-eight hundredths (57.48') to a point;

            THENCE along the same South thirty degrees eleven minutes and thirty seconds West (S 30 degrees 11 minutes 30 seconds West) a distance of thirty-three and fifty hundredths feet (33.50') to a Point of Beginning.

            CONTAINING 17.420 acres neat measure and does not include any area for roadway right-of-way. This area does contain one (1) exception and it is bounded and described as follows, to wit:

================================================================================
                                            ADDENDUM C IMPROVED COMPARABLE SALES
--------------------------------------------------------------------------------


                                   ADDENDUM C
                            IMPROVED COMPARABLE SALES


================================================================================

                                                                     RETAIL SALE
================================================================================

Location Data
      Property Name:                       15th & Allen Street Shopping Center
      Location:                            1401-1451 Allen Street
      City:                                Allentown
      County:                              Lehigh
      State/Zip:                           Pennsylvania
      Assessor's Parcel No(s):             G9SW3A-14-4
      Atlas Reference:                     N/A

Physical Data
      Type:                                Neighborhood
      Land Area:                           4.12 Acres
      Excess Land:                         None
      Gross Leasable Area:
         Anchors:
             Laneco Supermarket            25,000 SF
           Local Tenant GLA:               21,503 SF
           Anchor Tenant GLA:              25,000 SF
           Total GLA:                      46,503 SF
           GLA Purchased:                  46,503 SF
      Year Built:                          1950
      Parking:                             Adequate
      Condition:                           Average
      Exterior Walls:                      Masonry

Sale Data
      Transaction Type:                    Sale
      Date of Transaction:                 01/96
      Marketing Time:                      N/A
      Grantor:                             Carriage Associates L.P.
      Grantee:                             Allenbeth Associates L.P.
      Document No.:                        1558/220
      Sale Price:                          $4,242,000
      Financing:                           Market Terms
      Cash Equivalent Price:               $4,242,000
      Required Capital Cost:               $0
      Adjusted Sales Price:                $4,242,000
      Verification:                        Public Records

Financial Data
      Assumptions & Forecast:              Buyer
      Occupancy at Sale:                   100
      Existing or Pro Forma Income:        N/A
                                                       TOTAL      P.S.F.
                                                    --------      -----
      Potential Gross Income:                            N/A       N/A
      Vacancy and Credit Loss:                           N/A       N/A
      Effective Gross Income:                            N/A       N/A
      Expenses:                                          N/A       N/A
      Net Operating Income:                         $462,049      $9.94

================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

      Buyers Underwriting Criteria:
      Overall Capitalization Rate (OAR):        10.89 %
      Projected IRR:                            N/A
      Effective Gross Multiplier (EGIM):        N/A
      Operating Expense Ratio (OER):            N/A %
      Price Per Square Foot:                    $91.22

Comments

      The 15th and Allen Street shopping center is a one-story neighborhood retail center located on the corner of 15th and Allen Streets in Downtown Allentown. This property is anchored by a Laneco Supermarket which occupies an estimated 25,000 square feet with the balance of the rentable area, 21,503 square feet allocated to 12 other satellite tenants. This center was built in the 1950's, however, it has undergone significant renovations since that time. Currently, the property is in average condition. At the time of sale, the property was 100% occupied.

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                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
      Property Name:                             Stefko Shopping Center
      Location:                                  Stefko Boulevard
      City:                                      Bethlehem
      County:                                    Northampton
      State/Zip:                                 Pennsylvania
      Assessor's Parcel No(s):                   N7SW1B-3-1
      Atlas Reference:                           N/A

Physical Data
      Type:                                      Community
      Land Area:                                 10.27 Acres
      Excess Land:                               None
      Gross Leasable Area:
         Anchors:
             Laneco Supermarket                  65,000 SF
           Local Tenant GLA:                     69,446 SF
           Anchor Tenant GLA:                    65,000 SF
           Total GLA:                            134,446 SF
           GLA Purchased:                        134,446 SF

      Year Built:                                1965
      Parking:                                   Adequate
      Condition:                                 Average
      Exterior Walls:                            Masonry

Sale Data
      Transaction Type:                          Sale
      Date of Transaction:                       01/96
      Marketing Time:                            N/A
      Grantor:                                   Carriage Associates L.P.
      Grantee:                                   Allenbeth Associates L.P.
      Document No.:                              1996-1/4082
      Sale Price:                                $5,618,000
      Financing:                                 Market Terms
      Cash Equivalent Price:                     $5,618,000
      Required Capital Cost:                     $0
      Adjusted Sales Price:                      $5,618,000
      Verification:                              Public Records

Financial Data
      Assumptions & Forecast:                    Buyer
      Occupancy at Sale:                         95.2%
      Existing or Pro Forma Income:              N/A
                                                             TOTAL      P.S.F.
                                                          --------      -----
      Potential Gross Income:                                  N/A       N/A
      Vacancy and Credit Loss:                                 N/A       N/A
      Effective Gross Income:                                  N/A       N/A
      Expenses:                                                N/A       N/A
      Net Operating Income:                               $617,577      $4.59

================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

      Buyers Underwriting Criteria:
      Overall Capitalization Rate (OAR):        10.99 %
      Projected IRR:                            N/A
      Effective Gross Multiplier (EGIM):        N/A
      Operating Expense Ratio (OER):            N/A %
      Price Per Square Foot:                    $41.79

Comments

      The Stefco shopping center is a one-story community retail center located on Stefco Boulevard in Bethlehem. This property is anchored by a Laneco Supermarket which occupies an estimated 65,000 square feet with the balance of the rentable area, 69,446 square feet allocated to 21 other satellite tenants. This center was built in 1965, however, it has undergone significant renovations in 1988. Currently, the property is in average condition. At the time of sale, the property was 95.2% occupied.

================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
      Property Name:                            MacArthur Plaza Shopping Center
      Location:                                 2419 MacArthur Road (N/E/C
                                                  Schadt Avenue)
      City:                                     Whitehall Township
      County:                                   Lehigh
      State/Zip:                                Pennsylvania
      Assessor's Parcel No(s):                  F9SW2-3-2
      Atlas Reference:                          N/A

Physical Data
      Type:                                     Neighborhood
      Land Area:                                2.20 Acres
      Excess Land:                              None
      Gross Leasable Area:
         Anchors:
              Staples                           19,200 SF
              Blockbuster Video                 6,930 SF
              Bell Atlantic                     3,470 SF
            Local Tenant GLA:                   N/A
            Anchor Tenant GLA:                  29,600 SF
            Total GLA:                          29,600 SF
            GLA Purchased:                      29,600 SF
      Year Built:                               1988
      Parking:                                  Adequate
      Condition:                                Average
      Exterior Walls:                           Masonry

Sale Data
      Transaction Type:                         Sale
      Date of Transaction:                      10/95
      Marketing Time:                           N/A
      Grantor:                                  P & D Schweitzer
      Grantee:                                  Allentown Power Center L.P.
      Document No.:                             1553/1123
      Sale Price:                               $3,831,667
      Financing:                                Cash to Seller
      Cash Equivalent Price:                    $3,831,667
      Required Capital Cost:                    $0
      Adjusted Sales Price:                     $3,831,667
      Verification:                             Public Records

Financial Data

      Assumptions & Forecast:                   Buyer
      Occupancy at Sale:                        100%
      Existing or Pro Forma Income:             N/A
                                                            TOTAL       P.S.F.
                                                         --------      ------
      Potential Gross Income:                            $495,121      $16.73
      Vacancy and Credit Loss:                               N/A          N/A
      Effective Gross Income:                            $495,121      $16.73
      Expenses:                                           $82,999       $2.80
      Net Operating Income:                              $412,122      $13.92

================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

      Buyers Underwriting Criteria:
      Overall Capitalization Rate (OAR):        10.76 %
      Projected IRR:                            N/A
      Effective Gross Multiplier (EGIM):        7.74
      Operating Expense Ratio (OER):            16.76 %
      Price Per Square Foot:                    $129.45

Comments

      The MacArthur Plaza shopping center is a one-story neighborhood retail center located on MacArthur Road in Whitehall Township. This property is anchored by Staples which occupies 19,200 square feet with the balance of the rentable area, 10,400 square feet allocated to 2 other satellite tenants. This center was built in 1988 and Is currently in average condition. At the time of sale, the property was 100% occupied.

================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
      Property Name:                             Columbia Mall
      Location:                                  N/E/Quadrant Of Route 42 @
                                                   Interstate 80
      City:                                      Bloomsburg
      County:                                    Columbia
      State/Zip:                                 Pennsylvania
      Assessor's Parcel No(s):                   18.2-48-3
      Atlas Reference:                           N/A

Physical Data
      Type:                                      Community
      Land Area:                                 48.69 Acres
      Excess Land:                               None
      Gross Leasable Area:
         Anchors:
              Hills                              80,000 SF
              Sears                              64,264 SF
              The Bon Ton                        45,000 SF
              J.C. Penny                         34,076 SF
            Local Tenant GLA:                    128,024 SF
            Anchor Tenant GLA:                   223,340 SF
            Total GLA:                           351,364 SF
            GLA Purchased:                       351,364 SF

      Year Built:                                1988
      Parking:                                   Adequate
      Condition:                                 Good
      Exterior Walls:                            Masonry

Sale Data
      Transaction Type:                          Sale
      Date of Transaction:                       07/95
      Marketing Time:                            N/A
      Grantor:                                   C.M. Group Trust
      Grantee:                                   MDC Investment Property-1, LLC
      Document No.:                              601/538
      Sale Price:                                $27,650,000
      Financing:                                 Cash to Seller
      Cash Equivalent Price:                     $27,650,000
      Required Capital Cost:                     $0
      Adjusted Sales Price:                      $27,650,000
      Verification:                              Public Records

Financial Data
      Assumptions & Forecast:                    Buyer
      Occupancy at Sale:                         96%
      Existing or Pro Forma Income:              N/A
                                                             TOTAL      P.S.F.
                                                        ----------      -----
      Potential Gross Income:                                  N/A       N/A
      Vacancy and Credit Loss:                                 N/A       N/A
      Effective Gross Income:                                  N/A       N/A
      Expenses:                                                N/A       N/A
      Net Operating Income:                             $2,958,500      $8.42

================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

      Buyers Underwriting Criteria:
      Overall Capitalization Rate (OAR):        10.70 %
      Projected IRR:                            N/A
      Effective Gross Multiplier (EGIM):        N/A
      Operating Expense Ratio (OER):            N/A %
      Price Per Square Foot:                    $78.69

Comments

      The Columbia Mall is a single-story retail center located off or Interstate 80 at Route 42 in Bloomsburg, Pennsylvania. This property is anchored by Hills which occupies 80,000 square feet as well as junior-anchors Sears (64,264 SF), The Bon Ton (45,000 SF), and J.C. Penny (34,076 SF). The balance of the rentable area, 128,024 square feet allocated to numerous other satellite tenants. This center was built in 1988 and is currently in average condition. At the time of sale, the property was approximately 96% occupied with 13,000 square feet vacant. Retail sales for the center in 1994 reportedly averaged $165.00/SF, up 5.8% from the previous year.

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                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
      Property Name:                             Shillington Plaza
      Location:                                  Parkside Avenue @ Route 724
      City:                                      Reading
      County:                                    Berks
      State/Zip:                                 Pennsylvania
      Assessor's Parcel No(s):                   N/A
      Atlas Reference:                           N/A

Physical Data
      Type:                                      Community
      Land Area:                                 20.52 Acres
      Excess Land:                               N/A
      Gross Leasable Area:
         Anchors:
             K-Mart                              94,500 SF
             Weis Markets                        40,107 SF
           Local Tenant GLA:                     16,117 SF
           Anchor Tenant GLA:                    134,607 SF
           Total GLA:                            150,724 SF
           GLA Purchased:                        150,724 SF

      Year Built:                                1967
      Parking:                                   848
      Condition:                                 Average
      Exterior Walls:                            Brick Veneer

Sale Data
      Transaction Type:                          Sale
      Date of Transaction:                       9 /94
      Marketing Time:                            N/A
      Grantor:                                   Marcorp Associates Three
      Grantee:                                   Shillington Plaza, L.P.
      Document No.:                              N/A
      Sale Price:                                $4,000,000
      Financing:
      Cash Equivalent Price:                     $4,000,000
      Required Capital Cost:                     $0
      Adjusted Sales Price:                      $4,000,000
      Verification:                              N/A

Financial Data
      Assumptions & Forecast:                    Buyer
      Occupancy at Sale:                         100
      Existing or Pro Forma Income:              Pro Forma
                                                            TOTAL      P.S.F.
                                                          --------      -----
      Potential Gross Income:                                  N/A       N/A
      Vacancy and Credit Loss:                                 N/A       N/A
      Effective Gross Income:                                  N/A       N/A
      Expenses:                                                N/A       N/A
      Net Operating Income:                               $547,769      $3.63

================================================================================
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

      Buyers Underwriting Criteria:
      Overall Capitalization Rate (OAR):        13.69 %
      Projected IRR:                            N/A
      Effective Gross Multiplier (EGIM):        N/A
      Operating Expense Ratio (OER):            N/A %
      Price Per Square Foot:                    $26.54

Comments

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                                  CB COMMERCIAL

================================================================================
                                                   ADDENDUM D RENTAL COMPARABLES
--------------------------------------------------------------------------------



                                   ADDENDUM D
                               RENTAL COMPARABLES



================================================================================

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
      Property Name:                           Kingston Plaza
      Location:                                S/S Third Avenue East Of Pierce
                                                 Street
      City:                                    Kingston
      County:                                  Luzerne
      State/Zip:                               Pennsylvania
      Assessor's Parcel No(s):                 N/A
      Atlas Reference:                         N/A

Physical Data
      Type:                                    Neighborhood
      Gross Leaseable Area:                    64,824 SF
      Year Built:                              1982
      Exterior Walls:                          Brick Veneer
      Condition:                               Average
      Anchor Tenant:                           Price Chopper
      Parking:                                 Adequate

Lease Data
      Occupancy:
       Local:                                  100%
       Overall:                                100%
      Typical Size:                            2,000 SF
      Term:                                    3-5 years
      Base Rent Per Square Foot:               $5.50-$10.50
      Rent Escalations:                        Various
      Basis:                                   N/A
      Expense Pass-Through:                    CAM, Tax, Insur
      Free Rent (months):                      Minimal
      Tenant Improvement:                      Minimal
      Leasing Agent:                           Mark Centers Trust
      Phone No.:                               ( ) -
      Survey Date:                             N/A

Recent Leases

================================================================================
        Size                  Rent     TI    Free Rent                    Term
Date    (SF)   Tenant         (PSF)   (PSF)  (Months)   Escalations       (Yrs)
================================================================================
09/95  6,500   The Everything  5.50    N/A     None     $950 step in ye   1.30

================================================================================

================================================================================
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent lease includes a term for 1 year and 3 months. Additionally, the tenant has a percentage rent clause of 3.0% over a breakpoint of $1,191,660. Construction quality is average and typical of other retail centers in the area.


                               [GRAPHIC OMITTED]


                                  CB COMMERCIAL
================================================================================

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
      Property Name:                           Mark Plaza
      Location:                                N/S Route 11
      City:                                    Edwardsville
      County:                                  Luzerne
      State/Zip:                               Pennsylvania
      Assessor's Parcel No(s):                 N/A
      Atlas Reference:                         N/A

Physical Data
      Type:                                    Community
      Gross Leaseable Area:                    176,786 SF
      Year Built:                              1967
      Exterior Walls:                          Brick Veneer
      Condition:                               Average
      Anchor Tenant:                           K-Mart
      Parking:                                 Adequate

Lease Data
      Occupancy:
       Local:                                  91.7%
       Overall:                                91.7%
      Typical Size:                            2,000 SF
      Term:                                    3-5 years
      Base Rent Per Square Foot:               $1.95-$11.50
      Rent Escalations:                        Various
      Basis:                                   N/A
      Expense Pass-Through:                    CAM, Tax, Insur
      Free Rent (months):                      Minimal
      Tenant Improvement:                      Minimal
      Leasing Agent:                           Mark Centers Trust
      Phone No.:                               ( ) -
      Survey Date:                             N/A

Recent Leases

================================================================================
        Size                  Rent     TI    Free Rent                    Term
Date    (SF)   Tenant         (PSF)   (PSF)  (Months)   Escalations       (Yrs)
================================================================================
10/95  3,600  Spectrum Rents   $8.00   N/A     None     Flat               5.00
08/95  7,000  Keens Floral Fa  $8.00   N/A              Annual Step-up     5.00
07/95  3,600  Mattress Man     $11.50  N/A              Flat               5.00

================================================================================

================================================================================
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 91.7% leased. The most recent leases all include terms for 5 years. Construction quality is average and typical of other retail centers in the area.

================================================================================
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
      Property Name:                           Birney Plaza
      Location:                                N/S Route 11
      City:                                    Moosic
      County:                                  Lackawanna
      State/Zip:                               Pennsylvania
      Assessor's Parcel No(s):                 N/A
      Atlas Reference:                         N/A

Physical Data
      Type:                                    Community
      Gross Leaseable Area:                    212,057 SF
      Year Built:                              1972
      Exterior Wails:                          Brick Veneer
      Condition:                               Average
      Anchor Tenant:                           K-Mart
      Parking:                                 Adequate

Lease Data
      Occupancy:
      Local:                                    100%
      Overall:                                  100%
      Typical Size:                             2,000 SF
      Term:                                     3-5 years
      Base Rent Per Square Foot:                $3.00-$10.50
      Rent Escalations:                         Various
      Basis:                                    N/A
      Expense Pass-Through:                     CAM, Tax, Insur
      Free Rent (months):                       Minimal
      Tenant Improvement:                       Minimal
      Leasing Agent:                            Mark Centers Trust
      Phone No.:                                ( ) -
      Survey Date:                              N/A

Recent Leases

================================================================================
        Size                   Rent     TI    Free Rent                    Term
Date    (SF)  Tenant          (PSF)   (PSF)  (Months)   Escalations       (Yrs)
================================================================================
9/95   4,000  Everything $0.9 $7.00     N/A   None      flat               3.00
--------------------------------------------------------------------------------
7/93   4,000  Mattress Man    $9.00     N/A   None      Step-up to $10/    5.00

================================================================================

================================================================================
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent leases include terms for 3 and 5 years. Construction quality is average and typical of other retail centers in the area.


                               [GRAPHIC OMITTED]


================================================================================
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
      Property Name:                           Dunmore Plaza
      Location:                                1400 Monroe Avenue
      City:                                    Dunmore
      County:                                  Lackawanna
      State/Zip:                               Pennsylvania
      Assessor's Parcel No(s):                 N/A
      Atlas Reference:                         N/A

Physical Data
      Type:                                    Neighborhood
      Gross Leaseable Area:                    45.380 SF
      Year Built:                              1967
      Exterior Walls:                          Brick Veneer
      Condition:                               Average
      Anchor Tenant:                           Price Chopper
      Parking:                                 Adequate

Lease Data
      Occupancy:
       Local:                                  100%
       Overall:                                100%
      Typical Size:                            2,000 SF
      Term:                                    3-5 years
      Base Rent Per Square Foot:               $6.75-$11.50
      Rent Escalations:                        Various
      Basis:                                   N/A
      Expense Pass-Through:                    CAM, Tax, Insur
      Free Rent (months):                      Minimal
      Tenant Improvement:                      Minimal
      Leasing Agent:                           Mark Centers Trust
      Phone No.:                               ( ) -
      Survey Date:                             N/A

Recent Leases

================================================================================
        Size                  Rent     TI    Free Rent                     Term
Date    (SF)  Tenant          (PSF)   (PSF)  (Months)  Escalations        (Yrs)
================================================================================
4/95   1,900  Malcom'S        $11.50    N/A    None    $950 Step-up in     5.00
--------------------------------------------------------------------------------
1/95   1,900  Great Wall Chin $11.35    N/A            3.0% per year      10.00
--------------------------------------------------------------------------------
4/94   1,900  Little Caeser's  $9.25    N/A            Periodic Step-up    5.00

================================================================================

================================================================================
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent leases include terms for 5 and 10 years. Construction quality is average and typical of other retail centers in the area


                               [GRAPHIC OMITTED]


================================================================================
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
      Property Name:                           Triangle Plaza
      Location:                                Route 115
      City:                                    Wilkes Barre
      County:                                  Luzerne
      State/Zip:                               Pennsylvania
      Assessor's Parcel No(s):                 N/A
      Atlas Reference:                         N/A

Physical Data
      Type:                                    Community
      Gross Leaseable Area:                    125,000 SF
      Year Built:                              1971
      Exterior Walls:                          Brick Veneer
      Condition:                               Average
      Anchor Tenant:
      Parking:                                 Adequate

Lease Data
      Occupancy:
       Local:                                  100%
       Overall:                                100%
      Typical Size:                            2,000 SF
      Term:                                    3-5 years (Estimate)
      Base Rent Per Square Foot:               $9.00-$12.50 (Estimate)
      Rent Escalations:                        Various
      Basis:                                   N/A
      Expense Pass-Through:                    CAM, Tax, Insur
      Free Rent (months):                      Minimal
      Tenant Improvement:                      Minimal
      Leasing Agent:                           N/A
      Phone No.:                               ( ) -
      Survey Date:                             N/A

Recent Leases

================================================================================
        Size                   Rent    TI    Free Rent                    Term
Date    (SF)  Tenant          (PSF)  (PSF)  (Months)   Escalations       (Yrs)
================================================================================
6/95   2,400  Electronic Syst $11.50   N/A    None     Annual %age inc      5.00
--------------------------------------------------------------------------------
3/95   2,200  TCBY            $11.00   N/A    None     Annual %age inc      5.00
--------------------------------------------------------------------------------
5/94   9,910  Party City      $11.00   N/A    None     $1.65/SF step-u     10.00

================================================================================

================================================================================
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

    One story shopping center currently 100% leased. The most recent leases include terms for 5 and 10 years. Construction quality is average and typical of other retail centers in the area.

================================================================================
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
      Property Name:                    Gateway Plaza
      Location:                         N/S Route 11
      City:                             Edwardsville
      County:                           Luzerne
      State/Zip:                        Pennsylvania
      Assessor's Parcel No(s):          N/A
      Atlas Reference:                  N/A

Physical Data
      Type:                             Community
      Gross Leaseable Area:             150,000 SF
      Year Built:                       1969
      Exterior Walls:                   Brick Veneer
      Condition:                        Fair
      Anchor Tenant:
      Parking:                          Adequate

Lease Data
      Occupancy:
       Local:                           65.0%
       Overall:                         65 0
      Typical Size:                     2,000 SF
      Term:                             3-5 years
      Base Rent Per Square Foot:        $8.50-$15.50
      Rent Escalations:                 Various
      Basis:                            N/A
      Expense Pass-Through:             CAM, Tax, Insur
      Free Rent (months):               Minimal
      Tenant Improvement:               Minimal
      Leasing Agent:                    N/A
      Phone No.:                        () -
      Survey Date:                      N/A

Recent Leases

================================================================================
        Size                   Rent    TI    Free Rent                    Term
Date    (SF)  Tenant          (PSF)  (PSF)  (Months)   Escalations        (Yrs)
================================================================================
6/94    950   Holiday Hair    $15.48   N/A    None      Annual %age inc    3 00
--------------------------------------------------------------------------------
6/94   3,080  McKenzie        $8.50    N/A    None      Annual %age inc    3.00

================================================================================

================================================================================
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 65% leased. The most recent leases all include terms for 3 years. Construction quality is average and typical of other retail centers in the area.


                                [GRAPHIC OMITTED]



================================================================================
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
      Property Name:                    Pottstown Center
      Location:                         Route 663
      City:                             Pottstown
      County:                           Montgomery
      State/Zip:                        Pennsylvania
      Assessor's Parcel No(s):          N/A
      Atlas Reference:                  N/A

Physical Data
      Type:                             Community
      Gross Leaseable Area:             171,267 SF
      Year Built:                       1976
      Exterior Walls:                   Brick Veneer
      Condition:                        Average
      Anchor Tenant:                    Wal-Mart
      Parking:                          Adequate

Lease Data
      Occupancy:
       Local:                           100%
       Overall:                         100%
      Typical Size:                     2,000 SF
      Term:                             3-5 years
      Base Rent Per Square Foot:        $8.50-$15.50
      Rent Escalations:                 Various
      Basis:                            N/A
      Expense PasS-Through:             CAM, Tax, Insur
      Free Rent (months):               Minimal
      Tenant Improvement:               Minimal
      Leasing Agent:                    N/A
      Phone No.:                        ( ) -
      Survey Date:                      N/A

Recent Leases

================================================================================
        Size                   Rent    TI    Free Rent                    Term
Date    (SF)   Tenant          (PSF)  (PSF)  (Months)   Escalations       (Yrs)
================================================================================
7/95   121,267 Wal-Mart        $6.99    N/A    None     Flat              20.00

================================================================================

================================================================================
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years. Construction quality is average and typical of other retail centers in the area.

================================================================================
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
      Property Name:                    Route 6 Mall
      Location:                         N/S Route 6
      City:                             Honesdale
      County:                           Wayne
      State/Zip:                        Pennsylvania
      Assessor's Parcel No(s):          N/A
      Atlas Reference:                  N/A

Physical Data
      Type:                             Community
      Gross Leaseable Area:             144,229 SF
      Year Built:                       1978
      Exterior Walls:                   Brick Veneer
      Condition:                        Average
      Anchor Tenant:                    K-Mart
      Parking:                          Adequate

Lease Data
      Occupancy:
       Local:                           100%
       Overall:                         100%
      Typical Size:                     2,000 SF
      Term:                             3-5 years
      Base Rent Per Square Foot:        $5.50-$15.50
      Rent Escalations:                 Various
      Basis:                            N/A
      Expense Pass-Through:             CAM, Tax, Insur
      Free Rent (months):               Minimal
      Tenant Improvement:               Minimal
      Leasing Agent:                    N/A
      Phone No.:                        ( ) -
      Survey Date:                      N/A

Recent Leases

================================================================================
        Size                   Rent    TI    Free Rent                    Term
Date    (SF)   Tenant          (PSF)  (PSF)  (Months)   Escalations       (Yrs)
================================================================================
3/95   119,229 K Mart          $5.77     N/A   None     Flat              25.00

================================================================================

================================================================================
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years and includes a percentage rent clause on 1.0% over $20.0 million. Construction quality is average and typical of other retail centers in the area.

================================================================================
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
      Property Name:                    Bradford Towne Centre
      Location:                         N/S Route 6
      City:                             Wysox
      County:                           Bradford
      State/Zip:                        Pennsylvania
      Assessor's Parcel No(s):          N/A
      Atlas Reference:                  N/A

Physical Data
      Type:                             Community
      Gross Leaseable Area:             119,481 SF
      Year Built:                       1972
      Exterior Walls:                   Brick Veneer
      Condition:                        Average
      Anchor Tenant:                    K-Mart
      Parking:                          Adequate

Lease Data
      Occupancy:
       Local:                           100%
       Overall:                         100%
      Typical Size:                     2,000 SF
      Term:                             3-5 years
      Base Rent Per Square Foot:        $5.50-$15.00
      Rent Escalations:                 Various
      Basis:                            N/A
      Expense Pass-Through:             CAM, Tax, Insur
      Free Rent (months):               Minimal
      Tenant Improvement:               Minimal
      Leasing Agent:                    N/A
      Phone No.:                        ( ) -
      Survey Date:                      N/A

Recent Leases

================================================================================
        Size                   Rent    TI    Free Rent                    Term
Date    (SF)   Tenant          (PSF)  (PSF)  (Months)   Escalations       (Yrs)
================================================================================
7/94   94,481  K-Mart          $5.00     N/A   None     Flat              25.00

================================================================================

================================================================================
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years and includes a percentage rent clause on 1.0% over $16.875 million. Construction quality is average and typical of other retail centers in the area.

================================================================================
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
      Property Name:                    Builder's Square Shopping Center
      Location:                         Cetronia Road
      City:                             Whitehall
      County:                           Lehigh
      State/Zip:                        Pennsylvania
      Assessor's Parcel No(s):          N/A
      Atlas Reference:                  N/A

Physical Data
      Type:                             Community
      Gross Leaseable Area:             106,400 SF
      Year Built:                       1994
      Exterior Walls:                   Brick Veneer
      Condition:                        Good
      Anchor Tenant:                    Builder's Square
      Parking:                          Adequate

Lease Data
      Occupancy:
       Local:                           100%
       Overall:                         100%
      Typical Size:                     2.000 SF
      Term:                             3-5 years
      Base Rent Per Square Foot:        $5.50-$15.00
      Rent Escalations:                 Various
      Basis:                            N/A
      Expense Pass-Through:             CAM, Tax, Insur
      Free Rent (months):               Minimal
      Tenant Improvement:               Minimal
      Leasing Agent:                    N/A
      Phone No.:                        ( ) -
      Survey Date:                      N/A

Recent Leases

================================================================================
        Size                    Rent    TI    Free Rent                    Term
Date    (SF)   Tenant           (PSF)  (PSF)  (Months)   Escalations       (Yrs)
================================================================================
3/94  106,400  Builder's Squar $10.05     N/A   None     Flat              25.00

================================================================================

================================================================================
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years. Construction quality is good and typical of other retail centers in the area.

================================================================================
                                  CB COMMERCIAL

================================================================================
                                      ADDENDUM E STRATEGIC MAPPING, INC. REPORTS
================================================================================


               ADDENDUM E STRATEGIC MAPPING, INC. REPORTS


================================================================================

                                Atlas MarketQuest
                               Market Stats Report

CBC Cl750-4l                                                         Page 1 of 9
Area 1 = Lewisburg, PA 5 Mile Radius                                      6/8/96
Area 2 = Lewisburg, PA 10 Mile Radius
Area 3 = Lewisburg, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                       Area 1      Area 2      Area 3
--------------------------------------------------------------------------------

1995 Socio-Economic Measure:                         42          35          35

1995 Employment:                                  9,675      20,321      29,425

Population:
    2000 Projection                              31,070      79,552     129,743
    1995 Estimate                                30,288      78,136     125,718
    1990 Census                                  29,523      77,012     121,973
    1990 - 1995% Change (Growth)                    2.6%        1.5%        3.1%

    1990 Group Quarters Population                5,095       6,037       9,009

1995% Population by Race:

    White                                          94.7%       97.3%       97.6%
    Black                                           3.6%        1.6%        1.4%
    American Indian, Eskimo & Aleut                 0.3%        0.2%        0.2%
    Asian or Pacific Islander                       1.1%        0.6%        0.5%
    Other                                           0.4%        0.3%        0.4%
    Hispanic                                        3.0%        1.6%        1.4%

1990% Population by Race:

    White                                          94.8%       97.5%       97.9%
    Black                                           3.7%        1.6%        1.3%
    American Indian, Eskimo & Aleut                 0.2%        0.2%        0.1%
    Asian or Pacific Islander                       0.8%        0.4%        0.4%
    Other                                           0.4%        0.3%        0.3%

    Hispanic                                        2.2%        1.3%        1.1%

1995% Population by Sex:

    Male                                           51.4%       49.3%       49.2%
    Female                                         48.6%       50.7%       50.8%

1990% Population by Sex:

    Male                                           51.6%       49.4%       49.3%
    Female                                         48.4%       50.6%       50.7%

2000 Pop per Square Mile (Pop Density)            404.4       244.7       181.4
1995 Pop per Square Mile (Pop Density)            394.2       240.3       175.7
1990 Pop per Square Mile (Pop Density)            384.2       236.9       170.5

Area (Square Miles)                                76.8       325.1       715.3
Area (Square Kilometers)                          199.0       842.1     1,852.7

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC Cl750-4l                                                         Page 2 of 9
Area 1 = Lewisburg, PA 5 Mile Radius                                      6/8/96
Area 2 = Lewisburg, PA 10 Mile Radius
Area 3 = Lewisburg, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                       Area 1      Area 2      Area 3
--------------------------------------------------------------------------------

Households:
    2000 Projection                              10,522      29,079      47,006
    1995 Estimate                                10,183      28,512      45,360
    1990 Census                                   9,860      28,080      43,881
    1990- 1995 % Change (Growth)                    3.3%        1.5%        3.4%

2000 Average Household Size                        2.47        2.53        2.57
1995 Average Household Size                        2.47        2.53        2.57
1990 Average Household Size                        2.48        2.53        2.57

2000 Per Capita Income                        $  20,021      17,773      17,580
1995 Per Capita Income                        $  16,602      14,889      14,712
1990 Per Capita Income                        $  13,479      12,331      12,153

2000 Median Family Income                     $  47,465      43,800      43,673
1995 Median Family Income                     $  40,133      37,166      37,049
1990 Median Family Income                     $  33,734      31,352      31,226

2000 Median Household Income                  $  39,093      36,334      36,743
1995 Median Household Income                  $  33,054      30,831      31,170
1990 Median Household Income                  $  27,784      26,008      26,271

2000 Average Household Income                 $  49,425      44,932      45,155
1995 Average Household Income                 $  41,074      37,650      37,852
1990 Average Household Income                 $  33,749      31,297      31,419

1995 % Household Income:
    $ 0 - $9,999                                   11.6%       12.2%       11.9%
    $ 10,000 - $14,999                              7.8%        9.0%        9.1%
    $ 15,000 - $24,999                             16.8%       17.9%       17.8%
    $ 25,000 - $34,999                             16.7%       17.6%       17.4%
    $ 35,000 - $49,999                             21.3%       21.5%       21.9%
    $ 50,000 - $74,999                             15.7%       14.6%       14.6%
    $ 75,000 - $99,999                              5.1%        3.6%        3.7%
    $ 100,000 - $149,999                            3.2%        2.2%        2.2%
    $ 150,000+                                      1.7%        1.4%        1.4%

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC Cl750-4l                                                         Page 3 of 9
Area 1 = Lewisburg, PA 5 Mile Radius                                      6/8/96
Area 2 = Lewisburg, PA 10 Mile Radius
Area 3 = Lewisburg, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                       Area 1      Area 2      Area 3
--------------------------------------------------------------------------------

1990% Household Income:
     $ 0 - $9,999                                  15.0%       15.8%       15.4%
     $ 10,000 - $14,999                             8.9%       10.1%       10.4%
     $ 15,000 - $24,999                            20.7%       21.9%       21.4%
     $ 25,000 - $34,999                            18.3%       19.2%       19.7%
     $ 35,000 - $49,999                            20.0%       19.3%       19.0%
     $ 50,000 - $74,999                            11.2%        9.4%        9.7%
     $ 75,000 - $99,999                             3.2%        2.2%        2.2%
     $ 100,000 - $149,999                           1.4%        1.1%        1.2%
     $ 150,000 +                                    1.3%        1.0%        0.9%

1995 % Population by Age:
     0 - 5                                          6.7%        7.7%        7.9%
     6 - 13                                         8.9%       10.3%       10.5%
     14 - 17                                        6.4%        5.6%        5.6%
     18 - 20                                        6.5%        5.1%        5.1%
     21 - 24                                        9.0%        6.7%        6.6%
     25 - 34                                       13.1%       13.5%       13.7%
     35 - 44                                       14.6%       15.1%       15.2%
     45 - 54                                       11.1%       11.7%       11.8%
     55 - 64                                        8.4%        8.8%        8.7%
     65 - 74                                        7.9%        8.3%        8.0%
     75 - 84                                        5.4%        5.4%        5.0%
     85 +                                           2.0%        1.9%        1.7%
     Median Age Total Population                   34.6        35.7        35.3
     Median Age Adult Population                   42.1        43.5        43.2

1990 % Population by Age:
     0 - 5                                          6.8%        7.9%        8.1%
     6 - 13                                         8.9%       10.2%       10.5%
     14 - 17                                        4.3%        5.1%        5.3%
     18 - 20                                        9.7%        6.0%        5.9%
     21 - 24                                        8.1%        6.3%        6.3%
     25 - 34                                       14.2%       15.2%       15.4%
     35 - 44                                       14.7%       14.8%       14.9%
     45 - 54                                       10.2%       10.4%       10.5%
     55 - 64                                        8.5%        9.1%        9.1%
     65 - 74                                        7.8%        8.2%        7.9%
     75 - 84                                        4.8%        4.9%        4.6%
     85 +                                           1.8%        1.7%        1.5%
     Median Age Total Population                   33.6        34.5        34.0
     Median Age Adult Population                   40.1        42.1        41.8

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC Cl750-4l                                                         Page 4 of 9
Area 1 = Lewisburg, PA 5 Mile Radius                                      6/8/96
Area 2 = Lewisburg, PA 10 Mile Radius
Area 3 = Lewisburg, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                       Area 1      Area 2      Area 3
--------------------------------------------------------------------------------

1995 % Female Population by Age:
     0 - 5                                          6.6%        7.4%        7.6%
     6 - 13                                         8.6%        9.8%       10.0%
     14 - 17                                        6.4%        5.4%        5.5%
     18 - 20                                        6.2%        4.9%        4.9%
     21 - 24                                        8.2%        6.2%        6.1%
     25 - 34                                       11.6%       12.7%       13.1%
     35 - 44                                       13.2%       14.4%       14.7%
     45 - 54                                       10.7%       11.3%       11.4%
     55 - 64                                        8.8%        9.0%        8.9%
     65 - 74                                        9.2%        9.3%        8.9%
     75 - 84                                        7.2%        6.8%        6.3%
     85 +                                           3.3%        2.9%        2.6%
     Female Median Age Total Population            36.8        37.5        36.8
     Female Median Age Adult Population            45.0        45.4        44.7

1990 % Female Population by Age:
     0 - 5                                          6.5%        7.5%        7.7%
     6 - 13                                         8.8%        9.9%       10.2%
     14 - 17                                        4.4%        5.0%        5.1%
     18 - 20                                        9.3%        5.7%        5.7%
     21 - 24                                        7.4%        5.9%        6.0%
     25 - 34                                       13.2%       14.6%       14.9%
     35 - 44                                       13.1%       13.9%       14.1%
     45 - 54                                        9.6%       10.1%       10.2%
     55 - 64                                        9.0%        9.3%        9.3%
     65 - 74                                        9.2%        9.3%        8.8%
     75 - 84                                        6.6%        6.2%        5.8%
     85 +                                           3.0%        2.5%        2.2%
     Female Median Age Total Population            35.3        36.0        35.2
     Female Median Age Adult Population            42.8        44.0        43.4

1990 % Hispanic Population by Type:
     Not of Hispanic Origin                        97.8%       98.7%       98.9%
     Mexican                                        0.2%        0.1%        0.1%
     Puerto Rican                                   0.7%        0.5%        0.5%
     Cuban                                          0.7%        0.3%        0.2%
     Other Hispanic                                 0.6%        0.3%        0.3%

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC Cl750-4l                                                         Page 5 of 9
Area 1 = Lewisburg, PA 5 Mile Radius                                      6/8/96
Area 2 = Lewisburg, PA 10 Mile Radius
Area 3 = Lewisburg, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                       Area 1      Area 2      Area 3
--------------------------------------------------------------------------------

1990 % Population Enrolled in School (Age 3 & Over):

     Preprimary School                              5.1%        6.5%        6.4%
     Elementary and High School                    44.9%       63.3%       65.0%
     College                                       50.0%       30.2%       28.6%

    Total School Enrollment                       8,529      18,277      29,084

1990 % Educational Attainment (Age 25 & Over):

     Less than Grade 9                             10.5%       11.0%       11.7%
     Grade 9-12 (No Diploma)                       14.2%       15.3%       15.9%
     High School Graduate or Equivalency           39.8%       45.2%       44.7%
     Some College (No Degree)                      11.3%       10.1%        9.9%
     Associate Degree                               5.2%        4.4%        4.6%
     Bachelor Degree                               10.0%        8.2%        7.7%
     Graduate or Professional Degree                9.0%        5.7%        5.6%

1990 % Employment Status:

     Total Labor Force:
         Armed Forces                               0.2%        0.1%        0.1%
         Civilian:
           Employed                                52.2%       57.7%       58.1%
           Unemployed                               3.0%        3.2%        3.1%
     Not In Labor Force                            44.6%       39.0%       38.6%

     Female Labor Force:
         Armed Forces                               0.0%        0.0%        0.0%
         Civilian:
           Employed                                48.0%       50.4%       50.7%
           Unemployed                               3.4%        3.0%        2.9%
     Not In Labor Force                            48.6%       46.5%       46.3%

1990 % Working Mothers:

     Child <6 Only                                 17.3%       17.0%       16.4%
     Child 6-17 Only                               44.0%       42.2%       41.3%
     Child <6 & 6-17                               11.3%       11.5%       11.6%
     Nonworking Mothers                            27.3%       29.3%       30.7%

     Total Mothers                                3,084       9,263      14,738

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC Cl750-4l                                                         Page 6 of 9
Area 1 = Lewisburg, PA 5 Mile Radius                                      6/8/96
Area 2 = Lewisburg, PA 10 Mile Radius
Area 3 = Lewisburg, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                       Area 1      Area 2      Area 3
--------------------------------------------------------------------------------

1990 % Industry Employment:
     Agriculture/Forestry/Fishing                   2.8%        2.9%        3.4%
     Mining                                         0.1%        0.1%        0.2%
     Construction                                   4.7%        5.6%        5.8%
     Manufacturing:
       Nondurable Goods                            12.8%       12.5%       11.8%
       Durable Goods                               13.7%       15.1%       15.5%
     Transportation                                 2.8%        3.1%        3.1%
     Communications & Public Utilities              1.7%        1.9%        2.0%
     Wholesale Trade                                2.0%        2.8%        2.8%
     Retail Trade                                  15.7%       17.8%       17.1%
     Finance/Insurance/Real Estate                  3.1%        3.3%        3.3%
     Services:
       Business & Repair                            2.5%        2.5%        2.4%
       Personal                                     2.0%        2.3%        2.3%
       Entertainment & Recreation                   1.1%        0.9%        0.8%
       Health                                       8.8%        9.8%       11.5%
       Educational                                 17.3%       10.8%       10.0%
       Other Professional & Related                 4.9%        4.7%        4.5%
     Public Administration                          3.9%        3.7%        3.5%
     Total                                       12,656      35,291      55,816

1990 % Occupation:
     Executive & Managerial                         9.6%        7.8%        7.3%
     Professional Specialty                        15.3%       11.3%       11.5%
     Technical Support                              3.4%        3.2%        3.3%
     Sales                                          9.0%        9.3%        8.9%
     Administrative Support                        15.5%       13.9%       13.5%
     Service: Private Household                     0.2%        0.2%        0.2%
     Service: Protective                            2.3%        1.9%        1.9%
     Service: Other                                11.7%       13.7%       13.8%
     Farming, Forestry & Fishing                    2.5%        2.7%        3.2%
     Precision Production, Craft & Repair           9.2%       10.8%       11.3%
     Machine Operator, Assemblers & Inspectors      8.8%       11.0%       11.7%
     Transportation & Material Moving               4.0%        4.7%        4.6%
     Laborers                                       8.6%        9.4%        9.0%
     White Collar Total                            52.7%       45.5%       44.4%
     Blue Collar Total                             30.6%       35.9%       36.6%
   Total Employed                                12,661      35,286      55,811

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC Cl750-4l                                                         Page 7 of 9
Area 1 = Lewisburg, PA 5 Mile Radius                                      6/8/96
Area 2 = Lewisburg, PA 10 Mile Radius
Area 3 = Lewisburg, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                       Area 1      Area 2      Area 3
--------------------------------------------------------------------------------

1990 % Marital Status:
     Total Male:                                 12,635      30,349      47,674
       Never Married                               35.6%       28.6%       28.5%
       Married                                     52.1%       59.6%       60.3%
       Separated                                    2.7%        2.1%        2.0%
       Widowed                                      2.6%        2.9%        2.8%
       Divorced                                     7.0%        6.8%        6.5%

     Total Female:                               11,950      31,746      50,065
       Never Married                               27.1%       21.5%       22.4%
       Married                                     50.2%       55.0%       55.5%
       Separated                                    1.6%        1.8%        1.8%
       Widowed                                     14.1%       13.9%       13.0%
       Divorced                                     7.1%        7.7%        7.3%

1990 Households by Type:
     One Person Households                        2,577       6,942      10,379
     Two or more Person Households:
       Family Households:
         Married Couple                           5,811      16,996      27,082
         Male Householder                           244         744       1,234
         Female Householder                         760       2,286       3,485
       Nonfamily Households                         471       1,115       1,700

1990 Family Households With Children
     Married Couple Family                        2,569       7,814      12,677
     Male Householder                               148         433         699
     Female Householder                             485       1,457       2,193

1990 Population by Household Type:
     Family Households                           20,628      61,362      98,506
     Nonfamily Households                         3,804       9,614      14,453

1990 Households With:
     Children Under 18                            3,254       9,841      15,775
     Persons Over 65                              2,755       7,719      11,698
     Householder Over 65                          2,590       7,179      10,827

1990 Average Family Size                           2.99        3.03        3.06

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC Cl750-4l                                                         Page 8 of 9
Area 1 = Lewisburg, PA 5 Mile Radius                                      6/8/96
Area 2 = Lewisburg, PA 10 Mile Radius
Area 3 = Lewisburg, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                       Area 1      Area 2      Area 3
--------------------------------------------------------------------------------

1990 Median Home Value                        $  65,738      59,877      59,148
1990 Average Home Value                       $  78,237      67,924      66,039
1990 Median Contract Rent                     $     256         236         239
1990 Average Contract Rent                    $     265         243         244

1990 Persons In Unit:
     1 Person Units                               2,577       6,942      10,379
     2 Person Units                               3,385       9,520      14,752
     3 Person Units                               1,688       5,008       7,926
     4+ Person Units                              2,210       6,611      10,827

1990 Housing Unit Counts:
     Total Units                                 10,279      29,598      46,406
       % Occupied                                  95.9%       94.9%       94.6%
       % Vacant                                     4.1%        5.1%        5.4%
       % Year Round                                 3.3%        3.8%        3.8%
       % Seasonal                                   0.8%        1.3%        1.6%
     Occupied Units                               9,860      28,080      43,881
       % Owner Occupied                            67.4%       69.0%       71.3%
       % Renter Occupied                           32.7%       31.0%       28.7%
     Vacant Units                                   419       1,518       2.525
       % Year Round of Vacant Units                80.7%       75.0%       70.1%
       % Seasonal of Vacant Units                  19.8%       25.0%       29.9%

1990 Total Housing Units in Structure            10,279      29,598      46,406
     1, Detached                                   60.1%       60.6%       63.2%
     1, Attached                                    8.6%       10.1%        8.9%
     2,                                             5.6%        5.9%        5.4%
     3-9                                           10.3%        8.3%        7.6%
     10-49                                          2.8%        2.1%        1.9%
     50 +                                           1.9%        2.3%        1.8%
     Mobile Home or Trailer                         8.8%        8.7%        9.4%
     Other                                          1.9%        2.0%        1.8%

1990 Housing Units by Year Built                  6,670      19,388      31,263
     Built 1985 to March, 1990                      8.8%        8.7%        8.6%
     Built 1980 to 1984                             5.7%        5.8%        6.2%
     Built 1970 to 1979                            21.1%       21.7%       22.3%
     Built 1960 to 1969                            14.6%       12.6%       12.5%
     Built 1950 to 1959                            11.5%       11.0%       10.9%
     Built 1949 or Earlier                         38.3%       40.2%       39.6%

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC Cl750-4l                                                         Page 9 of 9
Area 1 = Lewisburg, PA 5 Mile Radius                                      6/8/96
Area 2 = Lewisburg, PA 10 Mile Radius
Area 3 = Lewisburg, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                       Area 1      Area 2      Area 3
--------------------------------------------------------------------------------

1990 % Means of Transportation to Work:
     Car, Truck or Van:
       Drove Alone                                 74.5%       75.3%       74.7%
       Carpooled                                   10.6%       12.5%       12.9%
     Public Transportation                          0.1%        0.3%        0.2%
     Other Means                                   11.3%        8.6%        8.4%
     Worked at Home                                 3.5%        3.4%        3.9%

1990 % Travel Time to Work:
     0 - 14 Minutes                                56.2%       47.2%       46.2%
     15 - 29 Minutes                               32.0%       40.2%       39.5%
     30-59 Minutes                                 10.1%       10.6%       12.3%
     60-89 Minutes                                  1.2%        1.5%        1.6%
     90 + Minutes                                   0.5%        0.5%        0.5%

1990 Households by Number of Vehicles:
     1 Vehicle                                    3,462       9,764      14,409
     2 Vehicles                                   4,129      11,419      18,227
     3 Vehicles                                   1,066       3,004       5,153
     4 Vehicles                                     273         936       1,523
     5 or More Vehicles                             121         280         488

Area defined by Circle: (40.9664,76.8944): 5 mile(s)
Area defined by Circle: (40.9664,76.8944): 10 mile(s)
Area defined by Circle: (40.9664,76.8944): 15 mile(s)

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC Cl750-4l                                                         Page 1 of 4
Area 1 = Lewisburg, PA 5 Mile Radius                                      6/8/96
Area 2 = Lewisburg, PA 10 Mile Radius
Area 3 = Lewisburg, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                       Area 1      Area 2      Area 3
--------------------------------------------------------------------------------

Population:
   2000 Projection                               31,070       79,552    129,743
   1995 Estimate                                 30,288       78,136    125,718
   1990 Census                                   29,523       77,012    121,973
   1980 Census                                   27,125       69,422    115,613
   Percent Change, 1980 - 1990                      8.8         10.9        5.5
   Percent Change, 1990 - 1995                      2.6          1.5        3.1

1995 Population by Race:
   % White                                         94.7         97.3       97.6
   % Black                                          3.6          1.6        1.4
   % American Indian                                0.3          0.2        0.2
   % Asian                                          1.1          0.6        0.5
   % Other                                          0.4          0.3        0.4
   % Hispanic                                       3.0          1.6        1.4

1995 Population by Age:
   %  0-5                                           6.7          7.7        7.9
   %  6- 13                                         8.9         10.3       10.5
   % 14-17                                          6.4          5.6        5.6
   % 18-20                                          6.5          5.1        5.1
   % 21 -24                                         9.0          6.7        6.6
   % 25-34                                         13.1         13.5       13.7
   % 35-44                                         14.6         15.1       15.2
   % 45 - 54                                       11.1         11.7       11.8
   % 55 - 64                                        8.4          8.8        8.7
   % 65 - 74                                        7.9          8.3        8.0
   % 75 - 84                                        5.4          5.4        5.0
   % 85 +                                           2.0          1.9        1.7
   Median Age Total Population                     34.6         35.7       35.3
   Median Age Adult Population                     42.1         43.5       43.2

Households:
   2000 Projection                               10,522       29,079     47,006
   1995 Estimate                                 10,183       28,512     45,360
   1990 Census                                    9,860       28,080     43,881
   1980 Census                                    8,545       24,013     39,102
   Percent Change, 1980 - 1990                     15.4         16.9       12.2
   Percent Change, 1990  1995                       3.3          1.5        3.4

1990 Household Population                        24,432       70,976    112,959
1990 Households w/ Children under 18              3,254        9,841     15,775
1990 Households w/ Persons over 65                2,755        7,719     11,698

Area defined by Circle: (40.9664,76.8944): 5 mile(s)
Area defined by Circle: (40.9664,76.8944)10 mile(s)
Area defined by Circle: (40.9664,76.8944): 15 mile(s)

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC Cl750-4l                                                         Page 2 of 4
Area 1 = Lewisburg, PA 5 Mile Radius                                      6/8/96
Area 2 = Lewisburg, PA 10 Mile Radius
Area 3 = Lewisburg, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                       Area 1      Area 2      Area 3
--------------------------------------------------------------------------------

1990 Family Population                           20,628      61,362      98,506
1990 Nonfamily Population                         3,804       9,614      14,453
1990 Group Quarters Population                    5,095       6,037       9,009

1990 Average Household Size                        2.48        2.53        2.57
1990 Average Family Size                           2.99        3.03        3.06
1990 Family Households                            6,815      20,026      31,801
1990 Nonfamily Households                         3,048       8,056      12,081

1995 Household Income:
    % $0- $9,999                                   11.6        12.2        11.9
    % $10,000 - $14,999                             7.8         9.0         9.1
    % $15,000 - $24,999                            16.8        17.9        17.8
    % $25,000 - $34,999                            16.7        17.6        17.4
    % $35,000 - $49,999                            21.3        21.5        21.9
    % $50,000 - $74,999                            15.7        14.6        14.6
    % $75,000 - $99,999                             5.1         3.6         3.7
    % $100,000- $149,999                            3.2         2.2         2.2
    % $150,000 +                                    1.7         1.4         1.4

2000 Median Household Income                  $  39,093   $  36,334   $  36,743
1995 Median Household Income                  $  33,054   $  30,831   $  31,170
1990 Median Household Income                  $  27,784   $  26,008   $  26,271

2000 Average Household Income                 $  49,425   $  44,932   $  45,155
1995 Average Household Income                 $  41,074   $  37,650   $  37,852
1990 Average Household Income                 $  33,749   $  31,297   $  31,419

2000 Per Capita Income                        $  20,021   $  17,773   $  17,580
1995 Per Capita Income                        $  16,602   $  14,889   $  14,712
1990 Per Capita Income                        $  13,479   $  12,331   $  12,153

2000 Median Family Income                     $  47,465   $  43,800   $  43,673
1995 Median Family Income                     $  40,133   $  37,166   $  37,049
1990 Median Family Income                     $  33,734   $  31,352   $  31,226

1990 Average Family Income                    $  39,964   $  36,388   $  36,236

Area defined by Circle: (40.9664,76.8944): 5 mile(s)
Area defined by Circle: (40.9664,76.8944): 10 mile(s)
Area defined by Circle: (40.9664,76.8944): 15 mile(s)

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC Cl750-4l                                                         Page 3 of 4
Area 1 = Lewisburg, PA 5 Mile Radius                                      6/8/96
Area 2 = Lewisburg, PA 10 Mile Radius
Area 3 = Lewisburg, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                       Area 1      Area 2      Area 3
--------------------------------------------------------------------------------

1990 Housing Unit Counts:
   Total Units                                   10,279      29,598      46,406
     Occupied Units                               9,860      28,080      43,881
       Owner Occupied                             6,641      19,380      31,270
       Renter Occupied                            3,220       8,698      12,612
     Vacant Units                                   419       1,518       2,525
       Year Round                                   338       1,139       1.771
       Seasonal                                      83         380         755

1990 Housing Unit Percents:
   % Occupied of Total Units                       95.9        94.9        94.6
     % Owner Units of Occupied Units               67.4        69.0        71.3
     % Renter Units of Occupied Units              32.7        31.0        28.7
   % Vacant of Total Units                          4.1         5.1         5.4
     % Year Round of Vacant Units                  80.7        75.0        70.1
     % Seasonal of Vacant Units                    19.8        25.0        29.9
   % Condominiums of Total Units                    1.0         0.5         0.5

1990 Condominiums:
   Total Condominium Units                          100         148         233
     % Owner Occupied                              33.0        27.7        21.0
     % Renter Occupied                             67.0        72.3        78.1
     % Vacant                                       0.0         0.0         0.9

1990 Units in Structure:
   % 1, Detached                                   60.1        60.6        63.2
   % 1, Attached                                    8.6        10.1         8.9
   % 2                                              5.6         5.9         5.4
   % 3-9                                           10.3         8.3         7.6
   % 10-49                                          2.8         2.1         1.9
   % 50+                                            1.9         2.3         1.8
   % Mobile Homes                                   8.8         8.7         9.4
   % Other                                          1.9         2.0         1.8

1990 Median Home Value                        $  65,738   $  59,877   $  59,148
1990 Median Contract Rent                     $     256   $     236   $     239

Area defined by Circle: (40.9664,76.8944): 5 mile(s)
Area defined by Circle: (40.9664,76.8944): 10 mile(s)
Area defined by Circle: (40.9664,76.8944): 15 mile(s)

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC Cl750-4l                                                         Page 4 of 4
Area 1 = Lewisburg, PA 5 Mile Radius                                      6/8/96
Area 2 = Lewisburg, PA 10 Mile Radius
Area 3 = Lewisburg, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                       Area 1      Area 2      Area 3
--------------------------------------------------------------------------------

1995 Total Employed                               9,675      20,321      29,425
1995 Socio-Economic Measure                          42          35          35

l990 Occupation:
   Total Civil Labor Force                       13,398      37,225      58,818
     % Unemployed                                   5.5         5.2         5.1

   Total Employed                                12,665      35,289      55,809
     % White Collar                                52.7        45.5        44.4
       % Executive & Managerial                     9.6         7.8         7.3
       % Professional Specialty                    15.3        11.3        11.5
       % Technical Support                          3.4         3.2         3.3
       % Administrative Support                    15.5        13.9        13.5
       % Sales                                      9.0         9.3         8.9
     % Blue Collar                                 30.6        35.9        36.6
       % Precision Production, Craft & Repair       9.2        10.8        11.3
       % Machine Operators                          8.8        11.0        11.7
       % Transportation & Material Moving           4.0         4.7         4.6
       % Laborers                                   8.6         9.4         9.0
     % Farming, Forestry & Fishing                  2.5         2.7         3.2
     % Service: Private Household                   0.2         0.2         0.2
     % Service: Protective                          2.3         1.9         1.9
     % Service: Other                              11.7        13.7        13.8

1990 Educational Attainment (Age 25 & Over):
   % Less than Grade 9                             10.5        11.0        11.7
   % Grade 9-12 (No Diploma)                       14.2        15.3        15.9
   % High School Graduate or Equivalency           39.8        45.2        44.7
   % Some College (No Degree)                      11.3        10.1         9.9
   % Associate Degree                               5.2         4.4         4.6
   % Bachelor Degree                               10.0         8.2         7.7
   % Graduate or Professional Degree                9.0         5.7         5.6

Area defined by Circle: (40.9664,76.8944): 5 mile(s)
Area defined by Circle: (40.9664,76.8944): 10 mile(s)
Area defined by Circle: (40.9664,76.8944): 15 mile(s)

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
Lewisburg, PA 5 Mile Radius                                               6/8/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 100.7

----------------------------------Demographics----------------------------------
               Total           Total       Household       Average    Median HH
          Population      Households      Population       HH Size       Income
1995          30,288          10,183          25,193          2.47      $33,054
2000          31,070          10,522          25,975          2.47      $39,093

------------------------------Expenditure Potential-----------------------------

                                      1995
                           Area   Yearly   Growth   Rate
                            Per Household      1.66 %
                                 Total         2.33 %

-------------------------Retail Support Potential (000)-------------------------
                              1995:       1,100 sq. ft.

--------------------------------------------------------------------------------

Product Potential                     1995     2000     1995    2000   Yearly     Bench-
Within Shopping Center/Total Retail  Total    Total    $ Per   $ Per Growth Rate  mark
                                     ($000)   ($000)     HH      HH    Total $    Index

Apparel Store                        8,838    10,205     868     970    2.92%     95.9
Appliance Store                        947       839      93      80    -2.41%    95.0
Auto-Aftermarket Store              19,992    21,430   1,963   2,037    1.40%     99.2
Convenience Store                   10,561    11,193   1,037   1,064    1.17%    101.2
Dept. Store                          9,388    10,532     922   1,001    2.33%     95.6
Drug Store                           9,826    12,598     965   1,197    5.10%    107.0
Electronics Store                    3,686     4,974     362     473    6.18%     96.9
Fast Food Restaurant Store           7,739     7,124     760     677    -1.64%    99.5
Full Serv Restaurant Store           7,459     6,801     732     646    -1.83%    97.6
Furniture Store                      3,229     3,161     317     300    -0.43%    92.0
Grocery Store                       40,270    46,515   3,955   4,421    2.93%    104.9
Hardware Store                       2,055     2,269     202     216    2.00%    100.6
Home Centers Store                  10,865    12,961   1,067   1,232    3.59%    106.2
Jewelry Store                        1,411     1,509     139     143    1.35%     97.0
Liquor Store                         1,648     1,515     162     144    -1.67%    96.5
Mass Merchandiser Store             13,807    15,923   1,356   1,513    2.89%     98.3
Photo Store                            227       230      22      22    0.33%     99.5
Shoe Store                           1,914     2,334     188     222    4.05%     98.6
Sporting Goods Store                 2,290     2,740     225     260    3.66%     96.3
Toy Store                            1,046     1,022     103      97    -0.47%    94.6
Variety Store                          761       889      75      85    3.16%     98.1

Area defined by Circle: (40.9664,76.8944): 5 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
Lewisburg, PA 5 Mile Radius                                               6/8/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential                        1995          2000    1995      2000       Yearly     Bench-
Within Shopping Center/Total Retail     Total         Total   $ Per     $ Per  Growth Rate       mark
                                       ($000)        ($000)      HH        HH      Total $      Index

Video Store                               740         1,290      73       123       11.74%      101.4
                                      -------       -------  ------    ------
Total Shopping Center                 158,698       178,052  15,585    16,922
All Other Stores                      121,722       136,567  11,953    12,979
Total Retail                          280,420       314,619  27,538    29,901

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark.
Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.9664,76.8944): 5 mile(s)
Benchmark  : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
Lewisburg, PA 10 Mile Radius                                              6/8/96
Benchmark = Regional Area Definition                             Detailed Report


              Shopping Center/Total Retail Expenditure Index: 95.6

----------------------------------Demographics----------------------------------

              Total          Total        Household       Average      Median HH
         Population     Households       Population       HH Size         Income
1995         78,136         28,512           72,099          2.53       $ 30,831
2000         79,552         29,079           73,515          2.53       $ 36,334

------------------------------Expenditure Potential-----------------------------
                                      1995
                             Area Yearly Growth Rate
                              Per Household     1.65%
                                  Total         2.05%

-------------------------Retail Support Potential (000)-------------------------
                                  1995: 2,924 sq. ft.

--------------------------------------------------------------------------------

Product Potential                        1995          2000    1995      2000       Yearly     Bench-
Within Shopping Center/Total Retail     Total         Total   $ Per     $ Per  Growth Rate       mark
                                       ($000)        ($000)      HH        HH      Total $      Index

Apparel Store                          22,485        25,563     789       879        2.60%       87.1
Appliance Store                         2,497         2,174      88        75       -2.74%       89.5
Auto-Aftermarket Store                 53,756        56,780   1,885     1,953        1.10%       95.2
Convenience Store                      28,974        30,292   1,016     1,042        0.89%       99.2
Dept. Store                            24,101        26,605     845       915        2.00%       87.6
Drug Store                             27,209        34,499     954     1,186        4.86%      105.8
Electronics Store                       9,467        12,626     332       434        5.93%       88.9
Fast Food Restaurant Store             20,465        18,552     718       638       -1.94%       94.0
Full Serv Restaurant Store             19,711        17,687     691       608       -2.14%       92.1
Furniture Store                         8,107         7,768     284       267       -0.85%       82.5
Grocery Store                         109,250       124,734   3,832     4,289        2.69%      101.6
Hardware Store                          5,515         5,990     193       206        1.67%       96.5
Home Centers Store                     28,281        33,362     992     1,147        3.36%       98.7
Jewelry Store                           3,433         3,617     120       124        1.05%       84.3
Liquor Store                            4,372         3,959     153       136       -1.96%       91.4
Mass Merchandiser Store                36,035        40,941   1,264     1,408        2.59%       91.6
Photo Store                               578           580      20        20        0.07%       90.6
Shoe Store                              4,871         5,866     171       202        3.79%       89.7
Sporting Goods Store                    5,839         6,894     205       237        3.38%       87.7
Toy Store                               2,796         2,681      98        92       -0.84%       90.3
Variety Store                           1,996         2,296      70        79        2.84%       91.9

Area defined by Circle: (40.9664,76.8944): 10 mile(s)
Benchmark  : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
Lewisburg, PA 10 Mile Radius                                              6/8/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential                        1995          2000    1995      2000       Yearly     Bench-
Within Shopping Center/Total Retail     Total         Total   $ Per     $ Per  Growth Rate       mark
                                       ($000)        ($000)      HH        HH      Total $      Index

Video Store                             1,968         3,388      69       117       11.48%       96.2
                                      -------       -------  ------    ------
Total Shopping Center                 421,706       466,854  14,791    16,055
All Other Stores                      323,449       358,077  11,344    12,314
Total Retail                          745,155       824,931  26,135    28,369

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark.
Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.9664,76.8944): 10 mile(s)
Benchmark  : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
Lewisburg, PA 15 Mile Radius                                              6/8/96
Benchmark = Regional Area Definition                             Detailed Report


              Shopping Center/Total Retail Expenditure Index: 96.3

----------------------------------Demographics----------------------------------

              Total          Total        Household       Average      Median HH
         Population     Households       Population       HH Size         Income
1995        125,718         45,360          116,709          2.57       $ 31,170
2000        129,743         47,006          120,734          2.57       $ 36,743

------------------------------Expenditure Potential-----------------------------
                                      1995
                             Area Yearly Growth Rate
                              Per Household     1.63%
                                  Total         2.36%

-------------------------Retail Support Potential (000)-------------------------
                                  1995: 4,692 sq. ft.

--------------------------------------------------------------------------------

Product Potential                        1995          2000    1995      2000       Yearly     Bench-
Within Shopping Center/Total Retail     Total         Total   $ Per     $ Per  Growth Rate       mark
                                       ($000)        ($000)      HH        HH      Total $      Index

Apparel Store                          36,071        41,618     795       885        2.90%       87.4
Appliance Store                         3,972         3,512      88        75       -2.43%       89.9
Auto-Aftermarket Store                 85,690        91,907   1,889     1,955        1.41%       96.0
Convenience Store                      46,303        49,152   1,021     1,046        1.20%      100.1
Dept. Store                            38,714        43,377     853       923        2.30%       88.2
Drug Store                             43,386        55,837     956     1,188        5.18%      106.6
Electronics Store                      15,177        20,543     335       437        6.24%       89.4
Fast Food Restaurant Store             33,036        30,388     728       646       -1.66%       94.5
Full Serv Restaurant Store             31,848        29,005     702       617       -1.85%       92.7
Furniture Store                        13,069        12,706     288       270       -0.56%       83.3
Grocery Store                         175,627       203,504   3,872     4,329        2.99%      102.4
Hardware Store                          8,883         9,800     196       208        1.98%       98.0
Home Centers Store                     45,547        54,498   1,004     1,159        3.65%      100.4
Jewelry Store                           5,497         5,876     121       125        1.34%       84.3
Liquor Store                            7,128         6,556     157       139       -1.66%       91.9
Mass Merchandiser Store                57,788        66,629   1,274     1,417        2.89%       92.3
Photo Store                               920           937      20        20        0.36%       91.2
Shoe Store                              7,802         9,534     172       203        4.09%       90.1
Sporting Goods Store                    9,295        11,137     205       237        3.68%       88.6
Toy Store                               4,551         4,426     100        94       -0.56%       91.7
Variety Store                           3,200         3,737      71        79        3.15%       92.4

Area defined by Circle: (40.9664,76.8944): 15 mile(s)
Benchmark  : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
Lewisburg, PA 15 Mile Radius                                              6/8/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential                        1995          2000    1995      2000       Yearly     Bench-
Within Shopping Center/Total Retail     Total         Total   $ Per     $ Per  Growth Rate       mark
                                       ($000)        ($000)      HH        HH      Total $      Index

Video Store                             3,154         5,513      70       117       11.82%       97.7
                                      -------       -------  ------    ------
Total Shopping Center                 676,658       760,191  14,917    16,172
All Other Stores                      518,997       583,067  11,442    12,404
Total Retail                        1,195,655     1,343,258  26,359    28,576

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark.
Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.9664,76.8944): 15 mile(s)
Benchmark  : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

================================================================================
                                                            ADDENDUM F RENT ROLL
--------------------------------------------------------------------------------


                                   ADDENDUM F
                                   RENT ROLL


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Detail Rent Roll                  Page:   64
                                    PLAZA 15                      Date: 05/14/96
Report Date: 05/14/96                                             Time: 14:20:53

------------------------------------------------------------------------------------------------------------------------------------
                               -- Rent Dates --
Suite                          Commence  Expire   Square     Monthly   Annual   ---- Cost Recovery ---- Expense --- Other Income ---
No.   Tenant Name              Start             Footage    Base Rent  Rate/SF  Description   Monthly    Stop   Description  Monthly
------------------------------------------------------------------------------------------------------------------------------------
00140 ARTHUR TREACHERS         01/24/77 01/23/97       0    1,958.33     0.00
                               01/24/77

00010 FASHION BUG #062         05/12/76 05/31/97   8,000        0.00     0.00                                   MAINTENANC   417.80
                               05/12/76                                                                         SPRINKLER     30.07
                                                                                                                            -------
                                                                                                                             447.87

00040 CUSTOM CUTS              11/01/91 10/31/98   1,500    1,062.50     8.50                                   MAINTENANC   245.62
                               11/01/91                                                                         REAL ESTAT    90.43
                                                                                                                            -------
                                                                                                                             336.05

00050 YUNG TIN RESTAURANT      12/31/86 12/31/01   1,500    1,375.00    11.00                                   MAINTENANC   150.02
                               12/31/86                                                                         REAL ESTAT    90.43
                                                                                                                            -------
                                                                                                                             240.45


0007* ORIGINAL ITALIAN PIZZA   11/13/86 05/31/01   2,000    1,500.00     9.00                                   MAINTENANC   200.03
                               11/13/89                                                                         REAL ESTAT   120.57
                                                                                                                            -------
                                                                                                                             320.60
00100 BI-LO #281               12/13/76 12/31/96  28,800    7,924.00     3.30
                               12/13/76

0011* G. C. MURPHY             04/26/90 04/30/01  53,000   10,158.33     2.30                                   MAINTENANC   662.50
                               01/01/90

00012 MCDONALDS                01/28/76 01/27/97       0    1,100.00     0.00
                               01/28/76


00130 MELLON BANK              11/01/81 10/31/01       0      916.66     0.00
                               11/01/81

00060 SEARS AUTHORIZED         04/13/95 04/30/98   6,500    2,979.17     5.50                                   MAINTENANC   606.08
                               04/13/95                                                                         REAL ESTAT   391.85
                                                                                                                            -------
                                                                                                                             997.93
------------------------------------------------------------------------------------------------------------------------------------
 Total Building           Occupied Sqft: 89%     101,300   28,973.99                            0.00                       3,005.40
                         Available Sqft: l1%      12,300
                             Total Sqft:         113,600
------------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------

Suite                          --- Future Rent Increases ---
No.   Tenant Name                Date    Monthly Amt.  Per Sf
-------------------------------------------------------------
00140 ARTHUR TREACHERS


00010 FASHION BUG #062




00040 CUSTOM CUTS




00050 YUNG TIN RESTAURANT       01/01/97   1,412.50    11.30
                                01/01/98   1,456.25    11.65
                                01/01/99   1,500.00    12.00
                                01/01/00   1,550.00    12.40
                                01/01/01   1,593.75    12.75

0007* ORIGINAL ITALIAN PIZZA    06/01/96   1,666.67    10.00
                                06/01/99   1,833.33    11.00


00100 BI-LO #281


0011* G. C. MURPHY


00012 MCDONALDS                 01/28/97   1,300.00     0.00
                                01/28/02   1,500.00     0.00
                                01/28/07   1,700.00     0.00

00130 MELLON BANK               11/01/01   1,166.66     0.00
                                11/01/11   1,516.66     0.00

00060 SEARS AUTHORIZED          05/01/98   3,250.00     6.00

================================================================================
                                                   ADDENDUM G - PRO-JECT REPORTS
--------------------------------------------------------------------------------


                                   ADDENDUM G
                                PRO-JECT REPORTS


--------------------------------------------------------------------------------

                            PLAZA 15 - LEWISBURG, PA
                           PROJECT ASSUMPTIONS REPORT
                               EXCLUDING TENANTS

BUILDING PROLOGUE
-----------------
LEASEHOLD ANALYSIS OF PLAZA 15 - LEWISBURG, PA BEGINNING  6/1996
FOR 21 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES
-------------

TNRA
1996 VALUE -   113,600
THEREAFTER - CONSTANT

OCCA
1996 VALUE -   104,733
1997 VALUE -   112,933
1998 VALUE -   113,350
1999 VALUE -   113,100
2000 VALUE -   113,600
2001 VALUE -   105,917
2002 VALUE -   110,133
2003 VALUE -   113,600
2004 VALUE -   112,850
2005 VALUE -   113,600
2016 VALUE -   112,350
2107 VALUE -   104,367
2008 VALUE -   112,933
2009 VALUE -   113,350
2010 VALUE -   113,100
2011 VALUE -   113,600
2012 VALUE -   101,250
2013 VALUE -   102,133
2014 VALUE -   105,600
2015 VALUE -   104,850
2116 VALUE -    70,267
THEREAFTER - CONSTANT

GROWTH RATES
------------

EXPG
1996 VALUE -      3.00
THEREAFTER - CONSTANT


RTXG
1996 VALUE -      3.00
THEREAFTER - CONSTANT

SLSG
1996 VALUE -      3.00
THEREAFTER - CONSTANT


RNTG
1996 VALUE -      3.00
THEREAFTER - CONSTANT

NCOM
1996 VALUE -      4.50
THEREAFTER - CONSTANT

RCOM
+50.0% OF NCOM

BCOM

                        TERMS AND CONDITIONS OF AGREEMENT
                CB COMMERCIAL REAL ESTATE GROUP, INC. - APPRAISAL

1. These Terms and Conditions by CB Commercial Real Estate Group, Inc., Appraisal Services, a division of CB Commercial Real Estate Group, Inc. (Appraiser or Consultant) and the client for whom Appraiser or Consultant will perform appraisal or consultation services (Client), and attached to any agreement for appraisal or consultation services between Client and Appraiser or Consultant (Agreement), shall be deemed a part of such Agreement as though set forth in full therein.

2. Appraiser or Consultant shall exercise independent judgment and complete the assignment called for by the Agreement (Assignment) in accordance with sound appraisal or consultation practice and the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute, as applicable.

3. All statements of the fact in the report which are used as the basis of Appraiser's or Consultant's analyses, opinions, and conclusions will be true and correct to the best of Appraiser's or Consultant's knowledge and belief. Appraiser or Consultant may rely upon the accuracy of information and material furnished to Appraiser or Consultant by Client.

4. Appraiser or Consultant shall have no responsibility for legal matters, questions of survey or title, soil or subsoil conditions, engineering, or other similar technical matters. The report will not constitute a survey of the property analyzed.

5. Client shall provide Appraiser or Consultant with such materials with respect to the Assignment as are requested by Appraiser or Consultant and in the possession or under the control of Client. Client shall provide Appraiser or Consultant with sufficient access to the real property to be analyzed and hereby grants permission for entry, unless discussed in advance to the contrary.

6. Unless expressly specified in the Agreement, the fee quoted does not include the attendance or giving of testimony by Appraiser or Consultant at any court, regulatory, or other proceeding, or any conferences or other work in preparation for such a proceeding. If any employee of CB Commercial Real Estate Group, Inc. is asked or required to testify at any deposition, trial, or other proceeding about the preparation, conclusions, or any other aspect of the assignment, Client shall compensate Appraiser or Consultant for the time spent by the employee in testifying and in preparing to testify according to the Appraiser's or Consultant's then current hourly rate for that employee plus reimbursement of expenses.

7. In the event Client requests additional consultation beyond the scope of this assignment, Client shall pay an additional charge for such consultation at rates specified by Appraiser or Consultant whether or not the completed report has been delivered to Client at the time of the request.

8. The aggregate liability of Appraiser or Consultant for any negligent acts, errors, or omissions in connection with the Assignment shall not exceed the compensation payable to Appraiser or Consultant on account of the Assignment.

9. Client agrees that the report shall not be quoted or referred to in any report or financial statement of Client or in any documents filed with any governmental agency without the prior written consent of Appraiser or Consultant. Neither all nor any part of the content of the report including, without limitation, the conclusions as to value, the identity of Appraiser or Consultant, references to the Appraisal Institute or references to the MAI or SRA designations shall be disseminated to the public through advertising or other mass media without the prior written consent of Appraiser or Consultant.

10. The data gathered in the course of the Assignment (except data furnished by Client) and the report prepared pursuant to the Agreement are and will remain the property of Appraiser/Consultant. With respect to data provided by Client, Appraiser or Consultant shall not violate the confidential nature of the appraiser- or consultant-client relationship by improperly disclosing any confidential information furnished to Appraiser or Consultant. Notwithstanding the foregoing, Appraiser or Consultant is authorized by client to disclose all or any portion of the report and the related data to appropriate representatives of the Appraisal Institute if such disclosure is required to enable Appraiser or Consultant to comply with the Bylaws and Regulations of such Institute as now or hereafter in effect.

11. In the event Client fails to make payments when due and payable, then from the date due and payable until paid the amount due and payable shall bear interest at the maximum rate permitted in the state in which the office of Appraiser or Consultant executing the Agreement is located. If Appraiser or Consultant is required to institute legal action against Client relating to the Agreement, Appraiser or Consultant shall be entitled to recover reasonable attorneys' fees and costs from Client.

12. This appraisal or consultation will not take into consideration the possibility of the existence of asbestos, PCB transformers, or other toxic, hazardous, or contaminated substances and/or underground storage tanks (hazardous material), or the cost of encapsulation or removal thereof.

      Should client have concern over the existence of such substances on the property, Appraiser or Consultant considers it imperative for the Client to retain the services of a qualified, independent engineer or contractor to determine the existence and extent of any hazardous materials, as well as the cost associated with any required or desirable treatment or removal thereof.

13. CB Commercial Real Estate Group, Inc., Appraisal Services and Client agree that the Agreement (including these Terms and Conditions) shall be governed by the laws of the state of the CB Commercial Real Estate Group, Inc., Appraisal Services office shown on the Agreement.

14. Client shall not indemnify Appraiser or Consultant or hold Appraiser or Consultant harmless unless and only to the extent that the Client misrepresents, distorts, or provides incomplete or inaccurate appraisal results to others, which acts of the Client proximately result in damage to Appraiser or Consultant. The Client shall indemnify and hold Appraiser or Consultant harmless from any claims, expenses, judgments or other items or costs arising as a result of the Client's failure or the failure of any of the Client's agents to provide a complete copy of the appraisal report to any third party. In the event of any litigation between the parties, the prevailing party to such litigation shall be entitled to recover from the other reasonable attorney fees and costs.

15. Appraiser understands that the Client may provide complete final copies of the appraisal report (but not partial or summarized copies) to third parties who shall rely on such reports in connection with the Client's securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the Client for routine and customary questions that may arise.

================================================================================
                                                  ADDENDUM H - ENGAGEMENT LETTER
--------------------------------------------------------------------------------


                                   ADDENDUM I
                                 QUALIFICATIONS


--------------------------------------------------------------------------------

================================================================================

--------------------------------------------------------------------------------


                                QUALIFICATIONS OF

                               PETER J. JOLICOEUR

                           Senior Real Estate Analyst

                      CB Commercial Real Estate Group, Inc.
                                    Appraisal
                        560 Lexington Avenue, 20th Floor
                            New York, New York 10022
                                 (212) 207-6104

                                   EDUCATIONAL

Bachelor of Arts, Economics, University of Connecticut       Storrs, Connecticut

Appraisal Institute

      Courses 110, 120, 310, 410, 420, 510, 540, 550

                             LICENSES/CERTIFICATIONS

Certified Real Estate General Appraiser: State of New York State #46-3537

                                  PROFESSIONAL

                               Appraisal Institute

Associate Member of the Appraisal Institute

                                   EXPERIENCE

Engaged in the appraisal and consultation of commercial real estate throughout the Northeast United States since 1987, specializing in New York City. Assignments include investment grade office buildings, multi-family residential, cooperative and condominium conversions, shopping centers, industrial facilities, special-use properties, portfolio valuations and multi-property assignments.

1987 - 1990      Henry Boeckmann Jr. & Associates             New York, New York
1990 - Present   CB Commercial Real Estate
                   Group, Inc., Appraisal                     New York, New York

--------------------------------------------------------------------------------

================================================================================

--------------------------------------------------------------------------------


                                QUALIFICATIONS OF

                            MICHAEL R. PECORINO, MAI
                     Senior Vice President, Regional Manager

                      CB Commercial Real Estate Group, Inc.
                        560 Lexington Avenue, 20th Floor
                            New York, New York 10022
                                 (212) 207-6102

                                   EDUCATIONAL

Real Estate Appraisal and Analysis, New York University, the Real Estate
Institute
Bachelor of Arts, Geography, Planning, Urban Studies, State University College of New York at Oneonta

Successfully completed all the necessary courses to qualify for the MAI designation.

                             LICENSES/CERTIFICATIONS

Certified General Real Estate Appraiser: State of New York (46000002055) Certified General Real Estate Appraiser: State of New Jersey (RG-01667) Certified General Real Estate Appraiser: State of Pennsylvania (GA-001096-R) Certified General Real Estate Appraiser: State of Connecticut (0000489) Certified General Real Estate Appraiser: State of Maryland (10569)
Certified General Real Estate Appraiser: State of New Jersey (3793) Certified General Real Estate Appraiser: State of Delaware (X10000223) Certified General Real Estate Appraiser: State of Maine (CG00001192) Certified General Real Estate Appraiser: State of Vermont (080-0000168) Certified General Real Estate Appraiser: State of District
  of Columbia (GA00010315)
Licensed Real Estate Broker: State of New York

                                  PROFESSIONAL

                               Appraisal Institute

Designated Member of the Appraisal Institute (MAI), Certificate No. 7944 Member of the Real Estate Board of New York

                                   EXPERIENCE

Fifteen years of Real Estate Appraisal and Consulting experience throughout the United States specializing in the New York metropolitan area.

1993 - Present   CB Commercial Real Estate
                   Group, Inc., Appraisal                New York, New York
1983 - 1993      Cushman & Wakefield, Inc.               New York, New York
1982 - 1983      Joseph J. Blake & Associates, Inc.      New York, New York
1951 - 1982      City of New York - Office
                   of Manhattan Planning                 New York, New York
1980 - 1981      City of Jersey City
                   - Office of the Mayor                 Jersey City, New Jersey

Assignments include full and partial interest appraisals of office buildings, air rights, commercial lofts, garden apartments, cooperatives, condominiums, townhouses, shopping centers, industrial facilities, residential and office market studies, portfolio valuations and multi-property assignments.

--------------------------------------------------------------------------------

+50.0% OF NCOM +50.0% OF RCOM

MARKET RATES
------------

ANCR
1996 VALUE -      4.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

SATR
1996 VALUE -      8.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

RSVR
1996 VALUE -      0.10
THEREAFTER - GROWING AT GROWTH RATE EXPG

LSAT
1996 VALUE -      5.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

MISCELLANEOUS INCOMES
---------------------

ARTHUR TREACHERS
1996 VALUE -    23,500
1997 VALUE -    30,000
THEREAFTER - CONSTANT

MCDONALDS
1996 VALUE -    13,200
1997 VALUE -    15,600
1998 VALUE -    15,600
1999 VALUE -    15,600
2000 VALUE -    15,600
2001 VALUE -    15,600
2002 VALUE -    18,000
2003 VALUE -    18,000
2004 VALUE -    18,000
2005 VALUE -    18,000
2006 VALUE -    18,000
2007 VALUE -    20,400
THEREAFTER - CONSTANT

MELLON BANK
1996 VALUE -    11,000
1997 VALUE -    11,000
1998 VALUE -    11,000
1999 VALUE -    11,000
2000 VALUE -    11,000
2001 VALUE -    11,000
2002 VALUE -    14,000
2003 VALUE -    14,000
2004 VALUE -    14,000
2005 VALUE -    14,000
2006 VALUE -    14,000
2007 VALUE -    18,200
THEREAFTER - CONSTANT

EXPENSES
--------

COMMON AREA MAINT , REFERRED TO AS CAME
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -   109,783

THEREAFTER - GROWING AT GROWTH RATE EXPG

REAL ESTATE TAXES , REFERRED TO AS RETX
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -    94,111
THEREAFTER - GROWING AT GROWTH RATE RTXG

INSURANCE ,REFERRED TO AS INSE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     8,352
THEREAFTER - GROWING AT GROWTH RATE EXPG

MANAGEMENT , REFERRED TO AS MGMT
CHARGED AGAINST NET OPERATING INCOME
  2.00% OF EFFECTIVE GROSS INCOME

RESERVES , REFERRED TO AS RSVS
CHARGED AGAINST NET OPERATING INCOME
MARKET RATE RSVR MULTIPLIED BY AREA MEASURE TNRA

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE -      2.00
THEREAFTER - CONSTANT

MANAGEMENT FEE
--------------

NONE

COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 - 0.000% OF TOTAL RENT

STANDARD METHOD #2 - 0.000% OF TOTAL RENT

STANDARD METHOD #3 - 0.000% OF TOTAL RENT

STANDARD METHOD #4 - 0.000% OF TOTAL RENT

STANDARD METHOD #5 - 0.000% OF TOTAL RENT

COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

ALTERATION CALCULATION
----------------------

NONE

ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL
----------------------------

NONE

CAPITAL EXPENDITURES
--------------------

NONE

PRIMARY CLASSIFICATION CODES
----------------------------

      1 - ANCHOR TENANT
      2 - SATELLITE TENANT

SECONDARY CLASSIFICATION CODES
------------------------------

NONE

COST CENTERS
------------

      1 - CAM ESCALATIONS
      2 - REAL ESTATE TAXES

SALES VOLUME PROFILE
--------------------

           PERCENT OF       RELATIVE
MONTH     ANNUAL SALES       VOLUME
-----     ------------      --------
 JAN          8.33%           1.00
 FEB          8.33%           1.00
 MAR          8.33%           1.00
 APR          8.33%           1.00
 MAY          8.33%           1.00
 JUN          8.33%           1.00
 JUL          8.33%           1.00
 AUG          8.33%           1.00
 SEP          8.33%           1.00
 OCT          8.33%           1.00
 NOV          8.33%           1.00
 DEC          8.33%           1.00
            ------           -----
TOTALS      100.00%          12.00

GLOBAL RECOVERIES
-----------------

NONE

TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS
-----------------

NONE

================================================================================
                                                  ADDENDUM H - ENGAGEMENT LETTER
--------------------------------------------------------------------------------


                                   ADDENDUM H
                               ENGAGEMENT LETTER


--------------------------------------------------------------------------------

                         [Letterhead of CB COMMERCIAL]

May 8, 1996

Mr. Josh Kane
Chief Financial Officer
MARK CENTERS TRUST
660 Third Avenue
Kingston, PA 18704

Re:  17 Shopping Centers
     Nationwide

Dear Mr. Kane:

At your request, we are pleased to submit the following proposal to appraise the above referenced properties. The purpose of this assignment is to estimate the market value of the leased fee interest. We understand the appraisal reports are to be used for mortgage underwriting purposes. We also understand that the reports will be used by Mark Centers Trust and Morgan Stanley. The properties are briefly described on attachment "A".

Our complete valuation will be presented in a self contained (narrative) format and will contain a complete description of the property along with pertinent exhibits and photographs together with supporting factual data and analysis necessary to convey our opinion of value. We will value the property based upon the cost, income and market approaches to value, where applicable, correlating our findings into a final value conclusion.

The report will be prepared in conformity with and will be subject to the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Each report will also conform to the Uniform Standards of Professional Appraisal Practice ("USPAP") and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and the Morgan Stanley Capital Appraisal Standards described in Attachment "B".

We assume that there are no major or significant items of deferred maintenance beyond normal wear and tear for properties of their age as of the date of the appraisal which would require the expertise of a professional contractor to estimate the cost of such repairs. If such repairs need to be considered in this appraisal, such estimates are to be provided by a qualified firm hired by you and at no cost to us.

The total fee for the assignment is $68,000 ($4,000 per property) including all travel and related expenses which is due and payable upon delivery of the reports. If we are asked to cancel the assignment within two weeks of our engagement an upset fee equal to 50% will be due and payable. If cancellation occurs between two and three weeks, the upset fee will be equal to 75% and any time after three weeks the full fee will be due and payable.

We will furnish you with three copies of our final report within four to five weeks of our authorization. Authorization occurs upon our receipt of an executed copy of this proposal and our delivery date is contingent upon the timely receipt of all necessary property information, financial statements and detailed lease information. If all requested data and information is not available as of the authorized date, we reserve the right to extend the delivery date by the amount of time it takes to receive the requested information.

May 8, 1996
Mr. Kane
Page 2


In order to complete this assignment in a timely manner, we will require the following specific information, if available:

      o     Copy of Ground Lease, if Leasehold
      o     Legal descriptions.
      o     Current rent roll.
      o     Copy of Leases or abstracts
      o     Expense reimbursements on a tenant by tenant basis
      o     Building area calculations and surveys.
      o     Operating statements for the past three full years.
      o     Current year expenses to date.
      o     A copy of the current budget.
      o Copies of any toxic engineering reports dealing with underground tanks, PCB's, asbestos or chemical spills, if available.
      o     A copy of the next fiscal year's budget, if available.
      o A list of major repairs which have recently been made, or are scheduled to be made in the next 18 months.
      o Name and phone number(s) of on-site superintendent(s), or local management firm or trustee for physical inspection.
      o Notice of any pending changes to the rent roll or pertinent information regarding the current status of the tenants.

If we are requested to give court testimony an additional fee will be charged on an hourly basis at $300 per hour for designated MAI-appraisers and $175 for non-designated appraisers. Said hourly billings pertain to court preparation, waiting and travel time, document review and preparation (excludes narrative appraisal report) and all meetings related to court testimony.

The client may provide only complete, final copies of the appraisal report to third parties who shall rely on such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Commercial, or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

In addition to the fee for this assignment, you agree to compensate us at a rate to be mutually agreed to, for any time expended by us should we be required (by subpoena or otherwise) or requested by you, your representatives or other entity to become involved in any litigation or

May 8, 1996
Mr. Kane
Page 3


legal proceeding in any way involving this engagement to which we are not a party, the appraisal work we produce or the property which is the subject of this assignment. You also agree to pay, on demand, all reasonable expenses which we incur in connection with any litigation or proceedings including the fees of our attorneys.

You acknowledge that we are being retained hereunder as an independent contractor to perform the services described herein and nothing in this agreement shall be deemed to create any other relationship between us. This assignment will be deemed concluded and the services hereunder completed upon delivery to you of the appraisal report discussed herein.

If these terms are acceptable, please authorize us to proceed by having an officer of the corporation, managing general partner, principal, owner, or a contractually responsible party sign the enclosed copy of this proposal with "Terms and Conditions" and return it to us for our permanent file. Upon receipt of your authorization, we will schedule the necessary personnel to complete the project in a timely manner.

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please do not hesitate to give me a call.

Sincerely,

CB COMMERCIAL REAL ESTATE GROUP, INC.
Appraisal


/s/ Michael R. Pecorino

Michael R. Pecorino, MAI

MRP:jf

cc:  Douglas W. Haney


Enclosure

                                AGREED & ACCEPTED


--------------------------------------   ---------------------------------------
Signature                                Title


--------------------------------------   ---------------------------------------
Name (type or print)                     Date


Office #: ____________________________   Fax #: ________________________________

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                               COMPLETE APPRAISAL

                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                         NEW SMYRNA BEACH SHOPPING PLAZA
                                 100,430 SF GLA
                        1430 South Dixie Freeway (U.S. 1)
                    New Smyrna Beach, Volusia County, Florida
                               CBC File No. 96-86

                                   [CB LOGO]

                          Delivering Solutions Through
                           Local Knowledge Worldwide

                               COMPLETE APPRAISAL

                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                         NEW SMYRNA BEACH SHOPPING PLAZA
                                 100,430 SF GLA
                        1430 South Dixie Freeway (U.S. 1)
                    New Smyrna Beach, Volusia County, Florida
                               CBC File No. 96-86

                                  DATE OF VALUE

                                  June 1, 1996

                                  PREPARED FOR

                               Mr. Richard Fawley
                       FIRST FEDERAL SAVINGS OF NEW SMYRNA
                             900 North Dixie Freeway
                            New Smyrna, Florida 32168

                                   PREPARED BY
                             Timothy K. Wilhoit, MAI
                            Assistant Vice President
                                       and
                               Sam Hines, MAI, SGA
                                Regional Manager
                      CB COMMERCIAL REAL ESTATE GROUP, INC.
                               APPRAISAL SERVICES
                       201 South Orange Avenue, Suite 1400
                             Orlando, Florida 32801

                           [CB COMMERCIAL LETTERHEAD]

June 4, 1996

Mr. Morgan Stanley
MORGAN CAPITAL, INC.
1585 Broadway
New York, New York 10036

RE:     Appraisal of The New Smyrna Beach Shopping Plaza
        100,430 SF GLA
        1430 South Dixie Freeway (U.S. 1)
        New Smyrna Beach, Volusia County, Florida
        CBC File No. 96-86

Gentlemen:

At your request and authorization, we have prepared a complete self-contained appraisal of the above-referenced real property. The purpose of this appraisal was to estimate the market value of the leased fee interest in the subject property under the market conditions prevailing as of the date of the appraisal. The function of this appraisal was for mortgage underwriting purposes. We understand that the report will be used by Mark Centers Trust and Morgan Stanley.

The subject is a 100,430 square foot neighborhood shopping center anchored with a New Smyrna Beacon 8 Theatre (24,780 SF) and a Brian's Crafts store (21,050 SF) along with 54,600 square feet of local tenant space. The improvements were built in 1963 on a 10+ acre site. The project was renovated most recently in 1995 and is in good overall condition with no deferred maintenance.

The subject has had considerable leasing interest and activity since its 1995 renovation and as a result, approximately 13,888 square feet of additional space has either been leased or is pending at this time. This recent leasing activity has increased the overall occupancy of the project from 84% in late 1995 to 97% at present. Some of the new leases that have been agreed on by both lessor and tenant have not been formally signed but are expected to be finalized within approximately two weeks of the effective date of this report. Based on our conversations with the property manager, we believe that the pending leases are bona-fide and that they will ultimately be signed at the reported terms. Therefore, as a special assumption of this report, we have assumed that the pending leases on the square footage previously indicated will in fact be in effect for purposes of this analysis.

June 4, 1996
Page 2

Based on our research and analysis contained in the following appraisal report, it is our opinion that the leased fee interest in the subject property, as of June 1, 1996, was:

                  THREE MILLION EIGHT HUNDRED THOUSAND DOLLARS
                                  ($3,800,000)

We believe that the subject property could be effectively marketed within approximately 12 months at the above market value estimate. The data, information, and calculations leading to our value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, and The Financial Institution Reform, Recovery, and Enforcement Act of 1989 (FIRREA). Furthermore, this report has been prepared in conformance with our interpretation of the guidelines set forth by the Morgan Stanley Capital Appraisal Standards.

It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if we can be of further service, please do not hesitate to contact us.

Respectfully Submitted,

CB COMMERCIAL REAL ESTATE GROUP, INC.
APPRAISAL SERVICES

by:


-------------------------------             -------------------------------
Timothy K. Wilhoit, MAI                     Sam Hines, MAI, SGA
Assistant Vice President/                   1st. Vice President/Regional Manager
Sr. Real Estate Analyst

--------------------------------------------------------------------------------
                                                 CERTIFICATION OF THE APPRAISERS
--------------------------------------------------------------------------------

                         CERTIFICATION OF THE APPRAISERS

We certify that to the best of our knowledge and belief:

      1. The statements of fact contained in this report are true and correct.

      2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

      3. We have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

      4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, such as the approval of a loan.

      5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. In addition, this report conforms to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act (FIRREA).

      6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

      7. We have completed the requirements of the continuing education program of the Appraisal Institute.

      8. Timothy K. Wilhoit, MAI and Sam Hines, MAI have made a personal inspection of the property that is a subject of this report.

      9. No one provided professional assistance to the persons signing this report.

      10. We have extensive experience in the appraisal/review of similar property types.

      11. We are currently certified in the state where the subject is located.

      12. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.


-------------------------------                  -------------------------------
Timothy K. Wilhoit, MAI                          Sam Hines, MAI, SGA
St. Cert. Gen. REA #RZ0000882                    St. Cert. Gen. REA #RZ0000126

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                             SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                 FRONT VIEW OF NORTHERN PORTION OF SUBJECT
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                  FRONT VIEW OF MIDDLE PORTION OF SUBJECT
--------------------------------------------------------------------------------

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                                                             SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                 FRONT VIEW OF SOUTHERN PORTION OF SUBJECT
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                FRONT VIEW OF FLOWERS BAKERY TENANT BUILDING
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
                                                        SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

                            SUMMARY OF SALIENT FACTS

Property Name:                     New Smyrna Beach Shopping Plaza
                                   1430 South Dixie Freeway
Location:                          New Smyrna Beach, Volusia County, Florida

Property Description:              Neighborhood Shopping Center

Assessor's Parcel Number:          7449-04-01-0010

Highest and Best Use

As Though Vacant:                  Future retail development

As Improved:                       Continued operation as a shopping center

Property Rights Appraised:         Leased fee interest

Date of Value:                     June 1, 1996

Land Area:                         10+/- acres

Zoning:                            B-5, Planned Shopping Center District

Improvements:                      100,430 square foot shopping center built in
                                   1963 (1995 renovation). Good overall
                                   condition, no deferred maintenance.

Estimated Marketing Time:          12 months

Financial Indicators

Current Occupancy:                 84.4% overall, 71.2% for local tenants
                                   (as is)
                                   97.4% overall, 95.3% for local tenants
                                   (with pending leases)

Stabilized Occupancy:              93.5% overall, 88% for local tenants

Market Rental Rate:                $5.00-$9.00/SF - Anchor Tenants
                                   $7.50/SF - Local Tenants

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                        SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

Growth Rate:                       Income: 3%
                                   Expenses: 3.5%

Going-In Overall Capitalization    11.02%
Rate implied:

Terminal Overall Capitalization    12.0%
Rate:

Discount Rate:                     14.5%

Valuation:

Sales Comparison Approach:         $3,800,000

Income Capitalization Approach:    $3,800,000

Value Conclusion:                  $3,800,000

Unit value (per square foot):      $37.84/SF GLA

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

CERTIFICATION OF THE APPRAISERS................................................i

SUBJECT PHOTOGRAPHS...........................................................ii

SUMMARY OF SALIENT FACTS......................................................iv

TABLE OF CONTENTS............................................................vii

INTRODUCTION...................................................................1

AREA ANALYSIS..................................................................6

RETAIL MARKET ANALYSIS........................................................15

SITE ANALYSIS.................................................................21

IMPROVEMENT ANALYSIS..........................................................24

ZONING........................................................................28

TAX AND ASSESSMENT DATA.......................................................29

HIGHEST AND BEST USE..........................................................30

APPRAISAL METHODOLOGY.........................................................33

SALES COMPARISON APPROACH.....................................................35

INCOME CAPITALIZATION APPROACH................................................44

RECONCILIATION OF VALUE.......................................................60

ASSUMPTIONS AND LIMITING CONDITIONS...........................................62

SPECIFIC ASSUMPTIONS AND LIMITING CONDITIONS..................................66

ADDENDA
A       Glossary of Terms
B       Additional Photographs
C       Improved Sale Comparables
D       Rental Comparables
E       Legal Description
F       Demographics
G       PROJECT Reports, Rent Roll, Market Analysis Form
H       IREM & Urban Land Institute Income and Expense Data
I       Appraisers' Qualifications

--------------------------------------------------------------------------------

                                  INTRODUCTION

--------------------------------------------------------------------------------
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

                                  INTRODUCTION

PROPERTY IDENTIFICATION

The subject is known as the New Smyrna Beach Shopping Plaza and is located at 1430 South Dixie Freeway (U.S. 1) in New Smyrna Beach, Volusia County, Florida. The property consists of a 100,430 square foot neighborhood shopping center situated on a 10+ acre site. Anchor tenants include a Beacon 8 Theatre (24,780
SF) and a Brian's Craft store (21,050 SF) along with 54,600 square feet of local tenant space. The improvements were built in 1963 with the most recent renovation completed in 1995. The project is in good overall condition with no deferred maintenance. The county assessor's tax identification number is 7449-04-01-0010. The complete legal description is presented in the Addenda, Exhibit E.

OWNERSHIP AND PROPERTY HISTORY

The subject is currently owned by Mark Centers Limited Partnership. The most recent transfer of the property occurred in May, 1993 and was from Jacksonville Partners. The transfer was recorded in O.R. Book 3834, Page 2702 of the Volusia County, Florida public records. The deed indicated a transfer price of $3,000,000. Verification of the transaction revealed it to be a transfer to the existing REIT at an allocated value and not an actual sale. Therefore, the recent transaction is not considered to be an arms length sale transaction for purposes of analysis and valuation.

No other sale transactions involving the subject have occurred during the past three year period according to the public records. To the best of our knowledge, the subject property is not currently on the market for sale.

DATES OF INSPECTION AND VALUATION

The subject was inspected by Timothy K. Wilhoit, MAI on May 21, 1996. Sam Hines, MAI inspected the subject on June 1, 1996, the date of valuation.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the current market value of the leased fee interest in the subject property, in its "as is" condition. Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;
      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;
      3.    A reasonable time is allowed for exposure in the open market;
      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and
      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. 1

TERMS AND DEFINITIONS

Please refer to the Addenda, Exhibit A for a Glossary of the Terms and Definitions that are, and may be used in this appraisal.

INTENDED USE OF REPORT

This appraisal is for use by Mark Centers Trust and Morgan Stanley for loan underwriting.

PROPERTY RIGHTS APPRAISED

The value estimated represents the leased fee estate in the subject shopping center.

APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The following steps were completed by CB Commercial for this assignment:

      1.    Analyzed regional, city, neighborhood, site, and improvement data.
      2.    Inspected the subject and the neighborhood.
      3. Reviewed data regarding taxes, zoning, utilities, easements, and city services.
      4. Considered comparable improved sales, comparable improved building rental information, and comparable site sales. Confirmed data with principals, managers, or real estate agents representing principals, unless otherwise noted.

----------
(1) The definition of market value is taken from: The Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, [club]34.42(f), August 24, 1990. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

      5. Analyzed the data to arrive at conclusions via each approach to value used in this report.
      6. Reconciled the results of each approach to value employed into a probable range of market data and finally an estimate of value for the subject, as defined herein.
      7. Estimated a reasonable exposure time associated with the value estimate.

The subject site and improvement descriptions are based on a personal inspection of the property, discussions with the property manager, and a review of the relevant plat maps and site plan. The inspection is not a substitute for thorough engineering studies.

To develop the opinion of value, CB Commercial performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice. This means that no departures from Standard 1 were invoked.

This is a complete appraisal, in the form of a Self-Contained Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Standards of Professional Appraisal Practice. The definitions of Complete Appraisal and Self-Contained Report are found in the Glossary of Terms and Definitions. In a complete appraisal, CB Commercial uses all known applicable approaches to value. The value conclusion reflects all known information about the subject property, market conditions, and available data.

The Self-Contained Report incorporates to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. It also includes thorough descriptions of the subject property and the market for the subject property type.

All data considered significant that was requested for this assignment was received by CB Commercial Real Estate Group, Inc. Appraisal Services. We were provided with summaries of all of the subject leases, each of which were read by the appraisers.

SPECIAL APPRAISAL INSTRUCTIONS

No special appraisal instructions were given.

MARKETING PERIOD

The marketing period section is divided into reasonable exposure time and reasonable marketing time. Exposure time differs from marketing time. Marketing time is the period required to sell a real property interest at market value during the period immediately after the effective date of the appraisal. Exposure time is always presumed to precede the effective date of the appraisal.

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--------------------------------------------------------------------------------
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

Exposure time is not intended to be a prediction of a date of sale or a one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

      o     statistical information about days on the market
      o     information gathered through sales verification
      o     interviews of market participants.

The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions.

Reasonable Exposure Time

Exposure time is always presumed to precede the effective date of the appraisal. It is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but adequate, sufficient, and reasonable marketing effort. Exposure time and appraisal conclusion of value are therefore interrelated.

Exposure time is often expressed as a range and is based on direct and indirect market data gathered during the market analysis, sales verifications, interviews with market participants, and other appropriate sources. The amount of time which a property will require to be marketed varies greatly depending on a number of factors including market conditions, listing price, terms of sale offered, and competitive listing inventory.

In addition to considering each of the factors noted above, CB Commercial considered:

      o exposure periods of comparable sales revealed during the course of this appraisal,
      o     the most recent CB Commercial National Investor Survey, and
      o the opinions of local knowledgeable real estate brokers and investors.

Exposure Time of Comparable Sales

CB Commercial analyzed sales and listings of comparable properties in the immediate and overall metropolitan area for the Sales Comparison Approach. Each comparable reflects competitive locational and physical characteristics, sharing similar social and economic amenities with the subject. The Exposure Time of Improved Sales chart illustrates the range of exposure time necessary to generate a sale at market value.

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--------------------------------------------------------------------------------
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

================================================================
                EXPOSURE TIME OF IMPROVED SALES
----------------------------------------------------------------
           Comparable                   Marketing Period
----------------------------------------------------------------
                 1                           12 months
                 2                           10 months
                 3                           12 months
                 4                           14 months
                 5                           18 months
----------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================

CB Commercial National Investor Survey

In the most recent issue of the CB Commercial National Investor Survey, published in the First Quarter 1996, CB Commercial surveyed a wide range of investors for building preferences and specific marketing times. Respondents showed a clear preference for apartments, suburban office, urban office, warehouse/distribution, community shopping centers, neighborhood shopping centers and power centers. Investors indicated that exposure requirements for investment property generally decreased slightly from the previous survey, now about 12 months for the subject property type.

Exposure Time Conclusion

In conclusion, based on the foregoing analysis, an exposure time of approximately 12 months is reasonable, defensible, and appropriate. Like the brokers surveyed, CB Commercial assumes that the subject property would have been competitively priced and aggressively promoted regionally.

Reasonable Marketing Time

Reasonable marketing time is the period a prospective investor would forecast to sell the subject property immediately after the date of value, at the value estimated. Anticipated marketing time is essentially a measure of the perceived level of risk associated with the marketability, or liquidity, of the subject as an investment grade property. The sources for this information include those used in estimating the reasonable exposure time, but also an analysis of the anticipated changes in market conditions following the date of appraisal. In other words, the reasonable marketing time is the number of months it will require to sell the subject property from the date of value, into the future.

Based on the premise that present market conditions are the best indicators of future performance, a prudent investor will forecast that, under the conditions described above, the subject property will require a marketing time of approximately 12 months.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

                                  AREA ANALYSIS

The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property.

REGIONAL INFLUENCES

Location

The subject is located in the city of New Smyrna Beach within Volusia County, in the state of Florida. Volusia County is located on the east coast in the central portion of the state. A regional map indicating the location of the subject is presented on the following page.

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--------------------------------------------------------------------------------
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                REGIONAL AREA MAP
--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
Compiled by:  CB Commercial Real Estate Group, Inc.
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

Population

Volusia County represents approximately 2.9% of Florida's population. The population of Volusia County was estimated by Strategic Mapping, Inc. to be 409,706 as of January, 1996. This indicates an increase of 38,994 or 10.5% from the April 1, 1990 federal census figure. The county's population is expected to reach approximately 441,039 by the year 2000.

Demographic statistics for Volusia County are summarized in the following table.

===============================================================
                  SELECTED AREA DEMOGRAPHICS
                        VOLUSIA COUNTY
===============================================================
 Population
       1995 Estimate                           409,706
       1990 Census                             370,712
       1990-1995 % Change                        10.5%
 Households
       1995 Estimate                           168,689
       1990 Census                             153,416
       1990-1995 % Change                        10.0%
 1995 Median Household Income                 $ 28,128
 1995 Average Household Income                $ 36,323
 1990 Average Home Value                      $ 82,311
 1990 % College Graduates                         9.9%
===============================================================
Source: Strategic Mapping, Inc.
Compiled by:  CB Commercial Real Estate Group, Inc.
===============================================================

Employment

Based on the Florida Department of Labor and Employment Security, Bureau of Labor Market Information, the 1995 annual average civilian labor force was 173,277. The following table compares the unemployment rate for the county to that of the state and national average.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

=========================================================================
                              UNEMPLOYMENT RATE
                               ANNUAL AVERAGE
                    COMPARISON BY COUNTY, STATE, AND U.S.
=========================================================================
         Year                County            State           U.S.
-------------------------------------------------------------------------
          1995                4.8%             5.5%           5.6%
          1994                6.2%             6.6%           6.1%
          1993                6.7%             7.0%           6.8%
          1992                7.7%             8.2%           7.4%
=========================================================================
Source: Florida Department of Labor and Employment Security, Bureau of Labor Market Information
Compiled by:  CB Commercial Real Estate Group, Inc.
=========================================================================

The major employers in the area are as follows:

       =======================================================
                       MAJOR AREA EMPLOYERS
       =======================================================
            COMPANY                     No. Of Employees
       -------------------------------------------------------
            Volusia County Schools            7,100
            Halifax Medical Center            2,400
            Volusia County                    1,700
            General Electric                  1,500
            City of Daytona                     960
            Sherwood Medical Industries         850
            Brunswick Corporation               850
            Spartan Electronics                 600
            Stetson University                  500
            Ardmore Farms                       300
       =======================================================
       Source: East Central Florida Regional Planning Council. Compiled by: CB Commercial Real Estate Group, Inc.
       =======================================================

Housing

Building permits for Volusia County were down slightly in 1995 for both commercial and residential properties. The following table shows housing changes that occurred in Volusia County from 1991 to 1995.

--------------------------------------------------------------------------------

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                                                                   AREA ANALYSIS
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================================================================================
                                     HOUSING
                                   1991 - 1995
================================================================================
                         1991        1992       1993        1994        1995
--------------------------------------------------------------------------------
 Single Family          2,453       2,509      2,275       2,246       2,032
 Multiple Family          490         151        328         703         466
 Mobile Homes, etc.       485         521        454         413         333
                          ---         ---        ---         ---         ---
 Totals                 3,428       3,181      3,057       3,362       2,831
================================================================================
Source: East Central Florida Regional Planning Council
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

Transportation

The Volusia County area is served by Interstates 4 and 95. Interstate 4 runs in an east/west direction through Orlando and connects Daytona Beach to Tampa on Florida's west coast. Interstate 95 runs along Florida's east coast and provides access from Miami to the south, northward to the state of Maine. The major airport serving the Volusia County area is the Daytona Beach International Airport situated in the heart of the city. The airport also provides private, corporate flights and cargo shipments. The area is also served by several railroads including the Florida East Coast Railroad.

Growth/Trends

Daytona Beach is commonly known as "The World's Most Famous Beach", reflecting the significance of tourism on the local economy. The concentration of tourist attractions is along the beaches in Volusia County and most of the county's tourist dollar is received in that area. Therefore, the east coast is where the resort tax money is being spent to promote activities to lure more tourists. The most significant new development is the Ocean Center convention facility, which is beginning to draw more visitors. It is hoped that a major new convention and business hotel across from the center will generate even more interest in conventions.

An advertising campaign promoting Daytona as a family-vacation destination seems to have produced a higher average number of nights for out-of-state auto visitors staying in Volusia County. Also, Volusia County's visitor profile is one of the most diversified of any county in the East Central Florida region. It ranges from the summer family traveling group to the fall/winter older retiree, and from the auto and motorcycle race fan at the Daytona International Speedway to the college and high school spring breaker. With continued aggressive advertising and promotion, Volusia County may find itself in the enviable position of having a year-round steady stream of tourists.

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                                                                   AREA ANALYSIS
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CONCLUSION AND RELEVANCE TO THE SUBJECT PROPERTY

The Volusia County area is currently experiencing a healthy growth rate with similar increases expected in the future. The employment profile is reasonably diverse and the unemployment rate is down from recent high levels which were a result of the area's dependency upon the tourism and trade industries. The overall economic climate is considered good which will likely have a positive impact on the subject in the long term.

NEIGHBORHOOD INFLUENCES

Location

The subject property is located at the southeast corner of Dixie Highway (U.S.
1) and Sixth Street in an incorporated area known as New Smyrna Beach in Volusia County. New Smyrna Beach is located on the east coast of Florida just south of Daytona Beach. The community is divided by the Indian River (intercostal waterway) which separates the "mainland" from the "oceanside". The subject is on the mainland side of New Smyrna Beach.

Development History/Trends

Original development in the area followed the Florida east coast railroad and U.S. Highway 1 which paralleled the Atlantic Ocean on the west side of the Indian River. When causeways were provided to the oceanside, development sprang up along State Road A1A primarily taking the form of condominiums and single-family residential homes on the oceanfront with a limited amount of commercial development. Currently, the oceanside has experienced little growth as it is almost fully built up. The mainland continues to grow moderately to the west.

The trend has been for sporadic commercial development along State Road 44, U.S. Highway 1 and State Road A1A. A limited amount of new residential development is occurring in smaller residential subdivisions west of New Smyrna Beach and in Sugar Mill Estates, a golf course community just northwest of New Smyrna Beach. Virtually no development is occurring in the oceanside locations.

New commercial developments include the New Smyrna Regional Shopping Center anchored with Publix and Wal Mart on the mainland side and Smyrna Creek Plaza and Indian River Village on the oceanside of New Smyrna Beach. These shopping centers were developed in the 1980's to take advantage of the growing residential support population base. As in most other parts of Florida, an oversupply of retail space has depressed occupancies and rental rates temporarily. The current situation is now stabilized as demand has caught up with the excess supply. A more detailed discussion of the local retail market is included in the "Retail Market Analysis" section of this report.

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                                                                   AREA ANALYSIS
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Access

The major thoroughfares for the subject neighborhood include Interstate 95, State Road 44, U.S. Highway 1 and State Road A1A. Interstate 95 extend in a north-south direction along the east coast of Florida providing regional access for the region. State Road 44 extends east-west providing the primary access to Orlando. U.S. Highway 1 is the original commercial thoroughfare along the east coast of Florida. State Road A1A extends in a north-south direction along the Atlantic Ocean. U.S. Highway 1 is the primary access route for the subject neighborhood with 1995 average daily traffic counts reported at 13,500 northbound and 14,500 southbound in the immediate vicinity of the subject.

Overall, the road network serving the neighborhood provides good access to the subject property.

Utilities

Water, sewer and electricity is provided by New Smyrna Beach Utilities and telephone by Southern Bell. The immediate area of the subject has adequate utility services available for most any type of development.

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                                NEIGHBORHOOD MAP
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Compiled by:  CB Commercial Real Estate Group, Inc.
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                                                                   AREA ANALYSIS
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Conclusion/Relevance To Subject Property

New Smyrna Beach is primarily a seasonal tourist-oriented town with numerous "snowbirds" vacationing in the area in the winter months. The area is also a popular destination for Orlando "weekenders" due to its good proximity to this major metropolitan area. New residential development is oriented primarily to the retirement population that desires the amenities associated with the somewhat remote oceanfront location. Population and income growth has been moderately positive which portends increasing demand for retail goods and services. Property values in general, are expected to reflect moderate increases over the long term.. These factors are favorable for the long term prospects of the subject property.

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--------------------------------------------------------------------------------
                                                          RETAIL MARKET ANALYSIS
--------------------------------------------------------------------------------

                          RETAIL MARKET ANALYSIS

NATIONAL INVESTOR SURVEY

The Appraisal Services Group of CB Commercial Real Estate Group, Inc. publishes a National Investor Survey on a periodic basis. The most current survey was completed in the First Quarter of 1996. This issue, which is the seventh, contains responses from 56 investors covering 14 various property types and three property classes. The three property types are defined as follows:

Class-A Property - Top quality, institutional-grade property

Class-B Property - Average-quality, non-institutional-grade property

Class-C Property - Low-quality, developer/speculator-type property.

The subject is considered a low Class B or high Class C investment property. The respondents represent a cross section of the national real estate investment community. A breakdown of market participants is shown below.

===========================================
                         Percent of Total
    Participant Type         Responses
===========================================
   Real Estate Advisors           29%
   Developers                     12%
   REITs                          16%
   Investment Firms                9%
   Financial                       4%
   Institutions
   Insurance Companies            18%
   Investors                       9%
   Pension Funds                   4%
   Syndicators                     4%
   Other                           4%
===========================================
 Source:  CB Commercial Real Estate Group
===========================================

INVESTMENT MARKET

Value Trends

The percentage of respondents who felt that values increased dramatically: from 21 percent in the Second Quarter 1993 Survey and 52 percent in the Second Quarter 1994 Survey, to 70 percent at in the Third Quarter 1995. However, the percentage of respondents in the First Quarter 1996 Survey who felt that overall values have increased over the past six months decreased to 42%. The percentage of investors surveyed that still feel real estate values have decreased over the past six months as continued to decline substantially from 55 percent in the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                          RETAIL MARKET ANALYSIS
--------------------------------------------------------------------------------

Second Quarter 1993 Survey, to 11 percent in the Second Quarter 1994 Survey, to 4 percent in the First Quarter 1995 Survey, and to 0% at present ( First Quarter 1996 Survey).

Acquisition Focus

For acquisitions, investors are generally focusing on top-quality, investment-grade properties located in high-growth or development-constrained areas. Most are looking to purchase stabilized properties at or below replacement cost (leased at or below market rental rates and/or with strong credit tenants). For under-performing or "value-added" properties, investors are buying current income at high cap rates. Emphasis is placed on cash-on-cash returns, IRRs, and a balance between current or going-in yields and future appreciation potential.

TRADE AREA ANALYSIS

A trade area is the area adjacent to a retail property from which it draws or should draw its customers. The size of the trade area is dependent upon the size of the facility, its accessibility and the scope of merchandise or services offered and the competitiveness of other facilities. For a typical neighborhood or community shopping center, the normal trade area extends in a three mile radius of the subject site.

DEMOGRAPHICS

We obtained demographic data for the subject market area from Strategic Mapping, Inc. This data was projected from the 1990 census, which is the most current available. The complete demographic report is presented in the Addenda, Exhibit
F. The following is a summary of important trade area demographics:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                          RETAIL MARKET ANALYSIS
--------------------------------------------------------------------------------

================================================================================
                         SUBJECT TRADE AREA DEMOGRAPHICS
--------------------------------------------------------------------------------
                                 1 mile radius   3 mile radius   5 mile radius
--------------------------------------------------------------------------------
  1995 Estimate                       2,505           28,040         44,840
  2000 Projection                     2,603           29,983         49,248
  Percent Change                      3.91%           6.93%           9.83%
--------------------------------------------------------------------------------
  1995 Households (HH)                1,154           12,624         19,276
  2000 Households (HH)                1,192           13,437         20,959
  Percent Change                      3.29%           6.44%           8.73%
--------------------------------------------------------------------------------
  1995 Median Household              $22,754         $25,587         $27,683
  Income
  2000 Median Household              $25,302         $28,936         $31,216
  Income
  Percent Change                      11.20%          13.09%         12.76%
--------------------------------------------------------------------------------
  Median Age Total Population          43.2            47.7           44.9
  1990 Median Home Value             $60,537         $66,443         $68,255
  1990 Average Home Value            $86,019         $82,007         $83,547
--------------------------------------------------------------------------------
  Source: Strategic Mapping, Inc.
================================================================================

The population is expected to grow at .78% annually within a one mile radius, 1.39% annually within a three mile radius and at 1.97% annually within a five mile radius. The immediate trade area is less affluent, with higher incomes and home values in outlying areas to the north and south. The median age of 43.2 within a one mile radius compared to 47.7 within a three mile radius is relatively low compared to other areas of the county. Subject demographics are considered average to good for retail use.

RETAIL SALES

Volusia County's total retail sales are analyzed by store group by Sales & Marketing Management - Survey of Buying Power. Total retail sales for the County are up 5.93% per year from 1990 indicating strong growth in sales for the region. Automotive, general merchandise and furniture/appliances have been the fastest growing segments. The following is a summary of historical retail sales for Volusia County:

================================================================================
                           RETAIL SALES BY STORE GROUP
                                    ($000'S)
================================================================================
       Category                 1990                1994           Annual Change
--------------------------------------------------------------------------------
  Food Stores                 $ 639,098           $ 700,220             2.39%
  Eating & Drinking           $ 320,017           $ 386,480             5.19%
  Places
  General Merchandise         $ 343,299            $477,778             9.79%
  Furniture/Appliances        $ 130,406           $ 175,840             8.71%
  Automotive                   $600,038            $893,338            12.22%
  Drug Stores                 $ 143,291           $ 169,641             4.60%
                              ---------           ---------             -----
  Total Retail Sales          $2,867,877          $3,548,455            5.93%
================================================================================
  Source:  Sales and Marketing Management, 1991 and 1995 Survey of Buying Power
================================================================================

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                                                          RETAIL MARKET ANALYSIS
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AREA COMPETITION

Existing competition for the subject property includes a small number of neighborhood and community shopping centers located along the major roads within the subject trade area. The following shopping centers compete directly or indirectly with the subject:

Shopping Center No. 1 was Florida Shores Plaza located at the southwest corner of U.S. Highway 1 (Ridgewood Avenue) and Indian River Boulevard in Edgewater. This location is approximately five miles south of the subject. The center was originally constructed in 1984 with subsequent renovation in 1994. The anchors include Winn Dixie (50,130 SF) and Eckerd Drug (10,370 SF) and account for a majority of the space with 18,500 square feet of local space. Actual rental rates for the local tenants are $8.00 to $9.00 per square foot plus a pro rata share of operating expenses currently billed at $2.65 per square foot. Rental rates for the Winn Dixie and Eckerd Drug anchors were reported at approximately $6.00 and $7.50 per square foot net, respectively. Current asking rents for vacant local tenant space are quoted at $10.00 per square foot on average. Occupancy was 70% for local tenant space and 93% occupied overall. This center was considered similar to the subject in locational characteristics, but superior in age and anchor tenants.

Shopping Center No. 2 was Smyrna Creek Plaza located along the north side of North Causeway (S.R. 44) just east of the Indian River in New Smyrna Beach. This location is approximately two miles north of the subject. The center was constructed in 1983. The anchor tenant is Food Lion (28,864 SF) with 34,892 square feet of local space. Actual rental rates for the local tenants are $7.00 to $8.00 per square foot plus a pro rata share of operating expenses currently billed at $1.75 per square foot. Current asking rents for vacant local tenant space are quoted at $9.00 per square foot on average. Occupancy was 93% for local tenant space and 96% occupied overall. This center was considered inferior to the subject in locational characteristics, but similar in age and condition.

Shopping Center No. 3 was Beach Plaza located along the south side of South Causeway (S.R. A1A) just east of the Indian River in New Smyrna Beach. This location is approximately 2 1/2 miles northeast of the subject. The center was constructed in 1982 with Winn Dixie as the anchor tenant (35,200 SF) and 12,600 square feet of local space. Actual rental rates for the local tenants average $9.00 per square foot plus a pro rata share of operating expenses currently billed at $1.25 per square foot. The rental rate for the Winn Dixie was reported at $6.65 per square foot net. Occupancy was 100% for local tenant space and 100% occupied overall. This center was considered inferior to the subject in locational characteristics, but similar in age and condition.

Shopping Center No. 4 was Indian River Village located along the south side of South Causeway (S.R. A1A) just east of the Indian River in New Smyrna Beach. This location is approximately 2 3/4 miles northeast of the subject. The center was constructed in 1976 with anchor tenants including Publix (37,249 SF), Eckerd Drug (9,824 SF) and Bealls (29,888 SF) along with 39,039 square feet of local space. Actual rental rates for the local tenants average approximately $9.00 to $10.00 per square foot plus a pro rata share of operating expenses currently billed at $1.75 per square foot. Occupancy was 90% for local tenant space and 97%

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                                                          RETAIL MARKET ANALYSIS
--------------------------------------------------------------------------------

occupied overall. This center was considered inferior to the subject in locational characteristics, similar in age and condition and superior in anchor tenants.

Shopping Center No. 5 was Ocean Village Square located along the west side of South Atlantic Avenue (S.R. A1A) just west of the Atlantic beaches in New Smyrna Beach. This location is approximately three miles southeast of the subject. The center was constructed in 1990 with anchor tenants including Food Lion (29,000
SF), Rite Aid Drug (6,700 SF) and 24,932 square feet of local space. Actual rental rates for the local tenants average $9.00 per square foot plus a pro rata share of operating expenses currently billed at $2.25 per square foot. Occupancy was 86% for local tenant space and 94% occupied overall. This center was considered inferior to the subject in locational characteristics, but superior in age and condition.

Shopping Center No. 6 was New Smyrna Beach Regional Shopping Center located along the south side of Canal Street (S.R. 44) just west of downtown New Smyrna Beach. This location is approximately 2 1/2 miles northwest of the subject. The center was constructed in 1987 with anchor tenants including Publix (41,360 SF), Walgreen Drug (12,900 SF), Wal Mart (66,300 SF) and 63,740 square feet of local space. Actual rental rates for the local tenants average $11.00 to $12.00 per square foot plus a pro rata share of operating expenses currently billed at $2.93 per square foot. Current asking rents for vacant local tenant space are quoted at $12.00 to $15.00 per square foot on average . Occupancy was 94% for local tenant space and 98% occupied overall. This center was considered superior to the subject in locational characteristics, anchor tenants, age and condition.

Shopping Center No. 7 was K-Mart Plaza located along the south side of Canal Street (S.R. 44) just west of downtown New Smyrna Beach. This location is approximately 2 1/2 miles northwest of the subject. The center was constructed in 1980 with K-Mart (45,000 SF) as the anchor tenant along with 18,000 square feet of local space. Actual rental rates for the local tenants average $10.00 per square foot plus a pro rata share of operating expenses currently billed at $2.75 per square foot. Current asking rents for vacant local tenant space are quoted at $10.00 per square foot. Occupancy was 94% for local tenant space and 98% occupied overall. This center was considered superior to the subject in locational characteristics, anchor tenant, age and condition.

The competitive properties reflect actual rental rates for local space ranging from approximately $7.00 to $12.00 per square foot, with tenant operating expenses ranging from $1.25 to $2.93 per square foot. The center's in the area are generally similar to the subject regarding visibility and exposure, with some being superior in age and anchor tenants. The subject local tenant space is currently quoted from about $8.00 to $10.00 per square foot plus operating expenses at $1.10 per square foot. Considering the subject's relative quality, age and anchor tenants, the rent levels currently being quoted are consistent with the competitive properties.

SUBJECT POSITION

The subject property's position in its sub-market is considered slightly below average as evidenced by the current overall occupancy at the subject (84% overall) versus the submarket

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                                                          RETAIL MARKET ANALYSIS
--------------------------------------------------------------------------------

comparables at 96% occupancy overall. However, considering the pending leases totaling approximately 13,888 square feet, the overall occupancy of the subject would be approximately 97.4% which slightly exceeds the market average. The subject center is considered one of the average neighborhood centers in its trade area due to its lack of major regional or national anchor tenants and age.

The subject has a higher than average local tenant to anchor tenant ratio. With 54,600 square feet of in-line space and 45,830 square feet of anchor space, the subject's ratio is 46% anchor space, which is lower than most of the comparables. The comparables reflect anchor tenant ratios of from 45% to 77% with an average of approximately 65%. The subject center was originally designed for and occupied by a third anchor tenant (McCrory's) of 16,000 square feet. This space however, has subsequently been broken up into two smaller spaces. The subject center therefore reflects its age and somewhat outdated design which is reflected in both occupancy and rental rates as compared to most of the other centers in the trade area.

CONCLUSION

The subject trade area has a moderate income population base which is limited by physical boundaries to the east. The population base is growing at a moderate pace and retail sales levels are increasing. No significant neighborhood or community shopping centers are expected to be built in the area over the next few years. Free-standing stores will likely continue to surface in the established retail corridors, while the existing neighborhood and community centers will continue service the residential areas in suburbs to the north and south. Overall, we anticipate occupancy levels to be stable over the short term due to continued population increase and lack of new competition. This indicates good retail market conditions for the subject property, consideration given to effective market rates.

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                              PROPERTY DESCRIPTION

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                                                                   SITE ANALYSIS
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                                  SITE ANALYSIS

The Description of the site can be detailed as follows:

     Address:                    1430 South Dixie Freeway (U.S. 1), New Smyrna
                                 Beach, Florida

     Location:                   Southeast corner of Dixie Highway (U. S. 1) and
                                 Sixth Street.

     Access:                     Access is good from along the east side of U.S.
                                 Highway 1 via three entrance drives and from Sixth Street via two drives.

     Assessor's Parcel Numbers:  7449-04-01-0010

     Land Area:(1)               The subject contains 10+/- acres.

     Shape and Frontage:         The site consists of a slightly irregular
                                 shaped parcel with approximately 500 feet frontage along the east side of U.S. 1 and 200+ feet along the south side of Sixth Street.

     Topography and Drainage:    The site is generally level and at grade. Our
                                 investigation did not reveal any significant drainage problems.

     Soils: No soils report was provided; it is assumed that soils are adequate for the existing use.

     Easements:                  Various public utility and drainage easements
                                 across the subject were noted. In our opinion, these easements benefit the property owner and are not considered detrimental.

     Utilities:                  New Smyrna Beach Utilities for water, sewer and
                                 electricity, Southern Bell for telephone.

Flood Zone:                      According to maps published by the Federal
                                 Emergency Management Agency (FEMA), the subject lies within Zone B as indicated on FEMA
                                 Community Map Panel 125132-0005D, dated June
                                 16, 1992. This zone is described as follows:

                                 FEMA Zone B: "This area has been identified in the community flood insurance study as an area of moderate or minimal hazard from the principal source of flood in the area. However, buildings in this zone could be flooded by severe, concentrated rainfall coupled with inadequate local drainage systems. Local

----------
(1)Source: Public Records

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                                                                   SITE ANALYSIS
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                                       MAP
================================================================================


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                                                                   SITE ANALYSIS
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                                 storm water drainage systems are not normally considered in the community's Flood Insurance Study. The failure of a local drainage system creates areas of high flood risk within this rate zone. Flood insurance is available in participating communities but is not required by regulation in this zone." According to the appropriate flood map, the required base floor elevation is one foot above the crown of the nearest road.

     Environmental Issues:       The value estimate rendered in this report is
                                 predicated on the assumption that there is no hazardous material on or in the property that would cause a loss in value. No evidence of hazardous waste or toxic materials was visible.
                                 CB Commercial has no knowledge of the existence of these substances on or in the subject property. However, CB Commercial is not qualified to detect hazardous waste or toxic materials.

     Adjacent Properties

     North:                      Elementary School

     South:                      Residential

     East:                       Residential

     West:                       U.S. 1 & Florida East Coast Railroad line

     Conclusion:                 The subject is a 10+/- acre site on a paved
                                 thoroughfare served by all necessary utilities.
                                 Access is good. Visibility/exposure is good.
                                 The shape of the parcel is slightly irregular, but results in no specific development limitation. The topography is generally level and poses no specific development limitation.
                                 In conclusion, the site is considered adequate for many types of development.

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                                                                   SITE ANALYSIS
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                                SUBJECT SITE PLAN
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                                                            IMPROVEMENT ANALYSIS
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                                   FLOOR PLAN
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                                                            IMPROVEMENT ANALYSIS
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                              IMPROVEMENT ANALYSIS

The subject is a single story neighborhood shopping center built in 1963. The shopping center is anchored with the New Smyrna Beacon 8 Theatre (24,780 SF) and Brian's Crafts (21,050 SF). The following is a description of the improvements based on our physical inspection, information from the property manager and analysis of the site plan. The subject site plan is shown on the following page. Photographs of the subject are presented in the Addenda, Exhibit B. The building area is detailed as follows:

==================================================================
                 NEW SMYRNA BEACH SHOPPING PLAZA
                          BUILDING AREA
==================================================================
                       No. of          Total            % of
     Tenant            Units         Area (SF)         Total
------------------------------------------------------------------
  Theatre                 1           24,780           24.67%
  Brian's Crafts          1           21,050           20.96%
  Small Shops            17           54,600           54.37%
                         --           ------           ------
  Total                  19          100,430           100.0%
==================================================================
Source:  Mark Centers, Property Owner & Manager
Compiled by: CB Commercial Real Estate Group, Inc.
==================================================================

The shopping center consists of two buildings; the main building of 98,630 square feet and a smaller single tenant building of 1,800 square feet. The project is under one ownership. The basic construction features are summarized as follows:

Construction                       Class The class of construction is the basic
                                   subdivision in Marshall Valuation Service, dividing all buildings into five basic groups by type of framing (supporting columns and beams), walls, floors, roof structure, and fireproofing. The subject is construction
                                   Class C. 3

Competitive                        Rating The subject is considered a Class C
                                   project in terms of quality as it is
                                   perceived in the marketplace.

Foundation                         Poured reinforced concrete footings.

Frame                              Masonry bearing walls and steel columns
                                   supporting steel bar joists.

----------
(1) Class C Buildings are characterized by masonry or reinforced concrete (including tilt-up) construction. The walls may be load-bearing, i.e., supporting roof and upper floor loads, or nonbearing with open concrete, steel, or wood columns, bents, or arches supporting the load.

(Source: Marshall Valuation Service)

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                                                            IMPROVEMENT ANALYSIS
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Floors Concrete slab on grade. The floors are finished with vinyl tile or carpeting.

Exterior Walls                   Concrete block

Roof Cover The roofs are flat with a built up composition. We have not inspected the roofs but assume they are in average condition and leak free. The property manager reported no recent problems with any roof leakage.

Exterior Condition               Average

Interior Finish The tenants typically have metal or wood studs supporting gypsum board, finished with paint or vinyl wallcoverings. The ceilings are typically finished with suspended acoustical tile.

HVAC Central heating and cooling system with individual controls. Climitization delivered through ceiling registers. The HVAC systems are assumed to be in good operating condition and adequate for the building.

Electrical                       The electrical system is assumed to be in good
                                 working order and adequate for the buildings.

Fire Protection The subject buildings are fire sprinkled. It is assumed that the subject has adequate fire alarm systems, fire exits, fire extinguishers, fire escapes and/or other fire protection measures adequate to meet local fire marshall requirements.

Life Safety and Security         The subject has no special security system.

Plumbing The plumbing system is assumed to be in good operating condition.

Parking The shopping center has a total of 445 surface parking spaces. This amount of parking indicates a parking ratio of approximately 4.4 spaces per 1,000 square feet of total building area. The number of parking spaces satisfies the current zoning requirements for the existing use and is considered adequate by local market standards.

Landscaping                      The landscaping is average in quality compared
                                 to competitors.

ADA Compliance                   Handicap access appears to be available to all
                                 areas of the buildings. However, we are not qualified to determine compliance with the requirements. Please refer to the

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                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

                                 specific limiting condition regarding ADA compliance.

Environmental Issues             No evidence of hazardous waste or toxic
                                 materials were visible. We have no knowledge of the existence of these substances or in the subject improvements. However, we are not qualified to detect hazardous waste or toxic materials.

Economic Age and Life            The buildings were erected in 1963 for a
                                 chronological age of 33+/- years. The most recent renovation of the project was reportedly performed in 1994-95 and the improvements are in good overall condition. Based on its current observed condition, we estimate the effective age to be approximately 25 years. According to the Marshall Valuation Service cost guide, buildings of this type and quality have an expected life of 45 years. Therefore, the remaining economic life (expected life minus effective age) is about 20 years, consistent with our on-site observations. While we observed nothing to suggest a different economic life, a capital improvement program could extend life beyond that stated above.

Quality/General Condition        The subject property conforms reasonably well
                                 with competitors and substitutes in the area.
                                 The relative quality of construction is
                                 average. The appearance is similar to competing properties of the same approximate age. We observed no evidence of structural fatigue and the improvements appear sound. However, we are not qualified to determine structural integrity, and recommend that the reader rely upon an expert in this field for further determination.

Functional Utility               The subject has a good layout with all tenants
                                 in-line with the anchors and facing U.S.
                                 Highway 1. Bay depths are typical at 70 to 90 feet. The bays can be partitioned to accommodate a wide variety of tenant sizes.
                                 Thus, we have observed no functional
                                 obsolescence associated with the subject building improvements.

Deferred Maintenance No significant deferred maintenance observed or reported by the property manager.

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                                                            IMPROVEMENT ANALYSIS
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=========================================================================
                           IMPROVEMENT RATING
=========================================================================
  Category                Exc.      Good     Average     Fair      Poor
-------------------------------------------------------------------------
  Appeal/Appearance                              X
  Construction Class                             X
  Design                                         X
  Electrical                                     X
  Exterior Condition                   X
  Exterior Walls                                 X
  Floor Construction                             X
  Floor Cover                                    X
  Foundation                                     X
  Frame                                          X
  Functionality/ Floor                           X
  Plan
  HVAC                                           X
  Interior Condition                             X
  Landscaping                                    X
  Life Safety System                             X
  Lighting                                       X
  Parking                              X
  Plumbing                                       X
  Roof Cover                                     X
  Security System                                X
  Sprinkler System                               X
=========================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
=========================================================================

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                                                                          ZONING
--------------------------------------------------------------------------------

                                     ZONING

The subject's zoning requirements are detailed below.

=======================================================================
                            ZONING SUMMARY
=======================================================================
  Current zoning:          B-5, Planned Shopping Center District,
                           City of New Smyrna Beach
  Legally conforming:      Yes
  Uses permitted:          Retail, service establishments, office,
                           restaurants
  Zoning change:           Not likely
-----------------------------------------------------------------------
       Category                       Zoning Requirement
-----------------------------------------------------------------------
  Maximum Lot Coverage:    None other than setbacks
  Minimum size:            5 acres
  Front setback:           50 feet
  Rear setback:            25 feet
  Side yard setbacks:      25 feet
  Height limit:            45 feet
  Parking:                 One space per 250 square feet of GLA
=======================================================================
Source:  City of New Smyrna Beach Zoning
Compiled by: CB Commercial Real Estate Group, Inc.
=======================================================================

ZONING ANALYSIS AND CONCLUSIONS

The subject is a legally conforming use within the current zoning. The future land use designation is also for commercial use.

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                                                                    TAX ANALYSIS
--------------------------------------------------------------------------------

                             TAX AND ASSESSMENT DATA

The subject is identified with tax parcel No. 7449-04-01-0010. The subject's assessed value, and current taxes are summarized below:

================================================================================
                 CURRENT ASSESSMENT AND TAX INFORMATION (1995)
================================================================================
                           Assessed Value               Tax Rate      Annual
   Tax ID         Land     Improvements      Total      / $1,000      Taxes
--------------------------------------------------------------------------------
7449-04-01-0010  $764,395    $1,176,821    $1,941,216    25.79053    $50,064.99
                                                       Net Taxes      $48,062.39
================================================================================
Source: Volusia County Property Appraiser
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The subject's 1995 assessment is up somewhat from the 1994 assessment of $1,900,000. The 1996 assessment will not be available until September or October. The subject as well as nearly all shopping centers in the county are valued based on an Income valuation if income and expenses data is provided by the property owner. Representatives of the Property Appraiser's Office reported that property assessments are reviewed annually and that the tax rate is subject to change annually also. Based on data from the Property Appraiser's Office, we have estimated that actual taxes for the subject would follow general inflation trends due to likely increases in the tax rate over time.

The county records indicate that there are no delinquent property taxes. No special assessments were reportedly applicable to the subject property.

Our research indicates that market participants use the actual taxes in analyzing properties similar to the subject, therefore we have utilized actual taxes in this valuation.

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--------------------------------------------------------------------------------
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria that the highest and best use must meet are:

      o    legal permissibility;
      o    physical possibility;
      o    financial feasibility; and
      o    maximum profitability.

Highest and best use is applied specifically to the use of a site as vacant. It is recognized that in cases where a site has existing improvements, the concluded highest and best use as if vacant may be different from the highest and best use given the existing improvements (as improved). The existing use will continue, however, until the land value, at its highest and best use, exceeds that total value of the property under its existing use, plus the cost of removing or altering the existing structure.

Implied in the highest and best use is a recognition of the contribution of a specific use to the community environment or to the community's development goals, in addition to wealth maximization of individual property owners. Also implied is that the conclusion of highest and best use results from the appraiser's judgment and analytical skill, i.e., that the use determined from the analysis represents an opinion, not a fact to be found.

HIGHEST AND BEST USE AS THOUGH VACANT

Legal Permissibility

The legally permissible uses were discussed in the zoning section of this report. Overall, based on our review of the zoning restrictions, the site is limited to retail commercial development.

Physical Possibility

The physical characteristics of the subject site were discussed in detail in the site analysis. Overall, retail commercial development would be physically possible.

Financial Feasibility

An analysis of local market conditions provides an indication of the financial feasibility of a given use. The market analysis presented earlier in the report assesses the local market and indicates that there is demand. Occupancy and rental rates have been increasing over the past few years. However, rent levels are still too low to support new construction. Thus, the cost of the land and improvements would be greater than the market value of the property, if

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--------------------------------------------------------------------------------
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

developed and leased with tenants having similar rent levels. Therefore, retail development is not currently feasible. Considering the upward trend in rent levels, we anticipate feasible rent levels within the next two+ years.

Maximum Profitability

The final test of highest and best use of the site as though vacant is the use be maximally productive, yielding the highest land value. In the case of the subject as though vacant, the analysis thus far has indicated that retail development would be most likely. Given the trend toward well anchored neighborhood centers, this use is judged to be the most profitable.

Conclusion: Highest and Best Use As Though Vacant

The concluded highest and best use of the subject as though vacant is that the site be held for future shopping center development.

HIGHEST AND BEST USE AS IMPROVED

Legal Permissibility

The site has been improved with a neighborhood shopping center. Overall, it is our opinion that the improvements are within the existing legally established guidelines.

Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the improvement analysis section of this report. Overall, the layout and positioning of the improvements is considered functional for retail use, and the floor plan is functional on a comparison basis. While it would be physically possible for a wide variety of uses, based on the legal restrictions and the design/layout, the improvements would be the most functionally utilized for a retail use.

Financial Feasibility

As with the highest and best use of the site as though vacant, the financial feasibility of the site as improved is market derived. Typically, the test of feasibility is based on the amount of rent that can be generated, less operating expenses. If a residual amount exists after paying the various expenses, then the land is being put to a productive use.

At present, the subject is 84% occupied (97.4% considering pending leases). Based on the current and forecasted operating conditions, we anticipate that the improvements are capable of providing an adequate return on the investment. We therefore conclude that the current use

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--------------------------------------------------------------------------------
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

of the improvements is a financially feasible use of the property as improved. Furthermore, we do not believe that conversion of the improvements or demolition is warranted or financially feasible.

Maximum Profitability

Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use. However, the recipient of the property's productivity greatly determines what actual use maximizes profitability. In our opinion, the subject is most suited for retail rather than office use, due to the lack of amenities and relatively higher tenant finish costs associated with office use.

Conclusion: Highest and Best Use as Improved

Based on the foregoing discussions, we conclude that the highest and best use of the property as improved is consistent with the existing use. There are no alternative uses of the existing improvements that would produce a higher net income and/or value over time than the current use. The current use is a legally permissible use and appears to represent the highest and best use as improved.

--------------------------------------------------------------------------------

                                   VALUATION

--------------------------------------------------------------------------------
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

                              APPRAISAL METHODOLOGY

The appraisal process is defined as an orderly program by which the problem is planned and the data involved is acquired, classified, analyzed and interpreted into an estimate of value. In this process three basic approaches to value are considered: Cost Approach, Sales Comparison Approach, and Income Capitalization Approach. In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

The final step in the appraisal process is reconciliation -- a process by which we analyze alternative conclusions and select a final value estimate from among two or more indications of value. We then weigh the relative significance, applicability and defensibility of each approach as it relates to the type of property being appraised and provide a reconciled estimate of value.

THE COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Furthermore, the Cost Approach is not deemed to render a reliable indication of value due to the imprecise nature of estimating the accrued physical, functional, or external depreciation affecting the improvements. Therefore, the Cost Approach has not been employed to render a value indication for the subject property in this instance.

SALES COMPARISON APPROACH

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier or net income multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sales. The unit of comparison chosen for the subject is then used to yield a total value. Economic

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

units of comparison are not adjusted, but rather analyzed as to relevant differences with the final estimate derived based on the general comparisons.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of nontypical conditions affecting the sales price. Through our search of the subject market, we were able to uncover an adequate quality and quantity of sales through which a reliable and defensible indication of value could be concluded. Therefore, this approach has been employed for this assignment.

INCOME CAPITALIZATION APPROACH

The methodology of the Income Capitalization Approach is to determine the income-producing capacity of the property on a stabilized basis by estimating market rent from comparable rentals, making deductions for vacancy and collection losses and building expenses, then capitalizing the net income at a market-derived rate to yield an indication of value. The capitalization rate represents the relationship between net income and value as found in the market.

The discounted cash flow method is an alternative method of capitalizing future income to a present value. Periodic cash flows (which consist of a net income less capital costs, per period) and a reversion (if any) are estimated and discounted to a present value. The discount rate is determined by analyzing current investor yield requirements for similar investments.

Since investors are active in the marketplace for properties similar to the subject, the Income Capitalization Approach is particularly applicable to the appraisal problem at hand. There is an adequate quality and quantity of income and expense data available to render a reliable and defensible value conclusion. Therefore, this approach has been employed for this assignment.

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--------------------------------------------------------------------------------
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH

The Sales Comparison Approach provides an estimate of market value based on analyzing transactions of similar properties in the market area. The method is based on the proposition that an informed purchaser would pay no more for a property than the price to acquire an alternative one with the same utility. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed.

The applicability of this approach is based on the assemblage of similar market sales and offerings for a comparison to the subject. Considerations for such factors as changing market conditions over time, location, size, quality, age/condition, and amenities, as well as the terms of the transactions, are all significant variables relating to the comparison to the subject property. Any adjustments to the sale price of market sales to provide indications of market value for the subject must be market-derived; thus, the actions of typical buyers and sellers are reflected in the comparison process.

There are various units of comparison available in the evaluation of sales data in this approach. The sale price per unit is the most commonly used in this approach. An adjustment grid is used to summarize the direction and magnitude of adjustments judged appropriate to the comparable sales. In some cases adjustments may be derived directly from quantifiable data (e.g., the estimated cost to replace a roof). However, in many instances the adjustments involve the judgment of CB Commercial.

After a diligent effort has been made to identify and adjust for all salient differences, one of several patters is likely to emerge:

      1. There may be a clear clustering of adjusted values within a narrow range;
      2.   There may be no discernible pattern; or
      3. There may be a general clustering, but with one or several adjusted sales outside the general range indicated by the other data.

In the first instance, a point estimate of value within the resulting adjusted range is typically concluded. In the second instance, it is generally possible only to conclude a reasonable value range. In the third instance, the "outliers" typically receive little weight in the analysis unless they are the most comparable sales, represent a fundamental change in market dynamics, or are otherwise particularly relevant to the subject analysis.

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--------------------------------------------------------------------------------
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

The following table summarizes the comparable sales used in the analysis with a comparable map on the following page. A more detailed description of each comparable and a photograph is presented in the Addenda, Exhibit D.

================================================================================
                           SUMMARY OF COMPARABLE SALES

====================================================================================================
Sale                                        Sale               Year     Price     EGIM/
 No.   Property Name      City              Date    Size (SF)  Built    Per SF    NIM       OAR
----------------------------------------------------------------------------------------------------
  1    Kissimmee Square   Kissimmee, FL    12/95    106,157    1986    $55.11    7.00/     11.27%
                                                                                 8.87
  2    Merritt Crossing   Merritt           8/95     89,727    1984    $34.55    6.46/     10.71%
                          Island, FL
                                                                                 9.34
  3    Northgate          Melbourne, FL     2/94    132,468    1982    $26.99    5.41/     12.31%
         Shopping Center                                                         8.13
  4    Daytona Plaza      Daytona Beach,    1/94    141,254    1970    $29.28    7.16/     9.84%
                          FL                                                     10.16
  5    Indian River       Titusville, FL    7/93     73,377    1963    $36.11    5.50/     11.89
        Plaza                                                                    8.41
====================================================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
====================================================================================================

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--------------------------------------------------------------------------------
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

================================================================================
                          COMPARABLE IMPROVED SALES MAP
================================================================================


                               [GRAPHIC OMITTED]


================================================================================
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

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--------------------------------------------------------------------------------
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

SALE PRICE PER SQUARE FOOT ANALYSIS

Adjustments are then applied to the comparable sales to make them more similar to the subject. A sequence of adjustments is necessary to reflect market conditions and buyer behavior. The elements of comparison in the proper sequence are: 1) Property Rights Conveyed, 2) Financing Terms, 3) Conditions of Sale, 4) Market Conditions, 5) Location, 6) Physical characteristics, 7) Income Characteristics, 8) Use and 9) Non-realty Components of Value.

Property Rights

Real estate carries with it a bundle of property rights, which can be transferred in whole or in part. Examples of some of the most common property rights are the fee simple estate, leased fee estate, leasehold estate, and partial interests. The fee simple estate is the most all encompassing property right, and includes all rights to use the property. The leased fee estate is characterized by property that is encumbered by one or more leases. The leasehold estate is the lessee's rights to use a property on which there is a lease. Partial interests result when property rights are divided among two or more parties, and may involve controlling or noncontrolling interests. Selling prices may be impacted by the specific property; rights included in the transfer. Thus, any differences in property rights among the comparable sales must be identified, and may require adjustment to account for differences in property rights compares with the property rights appraised for the subject. In addition, adjustments may be necessary to reflect the difference between properties leased at market rent and those leased at a rent that is either below or above market levels.

All sales involved a leased fee estate, consistent with the interest being appraised. Hence, no adjustment is necessary for this factor.

Financing Terms

Financing terms can affect the sales price if they differ from terms available from third party lenders. The value estimate in this appraisal is based on an all cash payment to the seller, with buyers typically using institutional financing based on an appropriate loan-to-value ratio and market interest rate. Seller financing may have an upward influence on the sale price if favorable terms are provided.

None of these sales had financing which influenced the sale price. Hence, no adjustment is indicated.

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--------------------------------------------------------------------------------
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

Conditions of Sale

Conditions of sale refers to buyer and seller motivations. In order to be instructive to the analysis, sales prices should be representative of arm's length transactions with no unusual buyer or seller motivations. Examples of unusual motivations include related parties, assemblage (plottage) value, forced sale, tax considerations, and lack of sufficient exposure on the market. These circumstances may result in the following: manipulation of the price by buyer or seller, distress prices that do not reflect typical exposure or marketing time, or premiums (or discounts) associated with unusual motivations. In these cases, it is necessary to consider any unusual conditions of sale, and to make adjustments, if possible. Another example of a circumstance which is analyzed within the conditions of sale category is the situation of asking prices. Asking prices are often higher than the amount ultimately negotiated once an arm's length transaction has been consummated. Hence, it may be necessary; to adjust down for asking prices.

There are no known special buyer or seller motivations, or other conditions of sale that impacted the sales price on any of the comparables. Thus, no adjustment is necessary for this factor.

Market Conditions

Economic conditions may change between the sale date of the comparables and the effective date of value provided. Examples of changes in the market include changes in the economy, tax laws, supply, population growth, employment growth, inflation rates and buyer and seller perceptions. These forces may result in appreciation or depreciation, or may have no impact on real estate prices. Changes may impact real estate in general, or may have different impacts on different real estate segments. The adjustment for this factor is not a function of time, but of differences, if any, between time periods. Thus, it is possible that a long period of time could elapse without a material change in market conditions having occurred.

In our opinion, market conditions have improved significantly from 1992-1993. This was demonstrated in our Retail Market Overview and evidenced by the increase in occupancy and rental rates for the subject's market. The enclosed comparable sales took place from mid-1993 to late-1995 and are therefore considered to be the most recent sales and reflect current market conditions. Therefore, no adjustment for market conditions was necessary.

Locational Characteristics

An analysis of location takes into account differences in the comparables relative to their surrounding environs. Location considers factors such as exposure, corner, view, traffic,

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--------------------------------------------------------------------------------
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

access, surrounding land uses, proximity to major transportation routes, distance/time between employment centers and/or residential centers, and economics and demographics in the immediate area. These factors were considered in the comparables relative to the subject's locational characteristics.

Downward adjustment was applied to Sales No. 1, 2 and 3 for superior locational characteristics. Upward adjustment was made to Sale No. 5 for inferior characteristics. The adjustment was estimated based on differences in support population, traffic counts and development trends.

PHYSICAL CHARACTERISTICS

Physical characteristics of the comparable sales were considered. Physical characteristics include items such as age, quality, condition, design, amenities, building materials, size, parking adequacy, and functional utility.

Age/Quality/Condition

Age, quality and condition are often interdependent and are typically considered together. The adjustments made for age, quality and condition assume that curable depreciation (if any) of the subject has been corrected.

The comparable sales used in the analysis range in age from approximately 7 to 33 years of age. Adjustment was based on observed condition considering recent renovations, repairs, etc.

Size

Typically, larger properties tend to sell for less per unit than smaller properties with the same or similar use. Conversely, smaller properties tend to sell for more per unit than larger properties of the same or similar type. Adjustments were considered and made to the comparables as deemed necessary.

Land Area/Parking

The land to building ratio of the comparable sales was examined and compared to the subject. Adjustment was based on the differences in amount of land provided and the estimated land value.

Functional Utility

Functional utility is concerned with assessing whether a property functions properly. Functional issues were examined among the sales. No significant functional characteristics were noted.

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                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

ECONOMIC CHARACTERISTICS

Economic characteristics include factors relating to differences in economics of the comparables as compared with the subject. One of the most distinguishable economic factor relates to differences in occupancy at the time of sale. Sales that have not achieved stabilized occupancy require additional costs to achieve stabilization. Other examples of economic characteristics include above- or below-market rents, or an anticipated change in occupancy. The common characteristic of these influences is that they impact the economics of a comparable, without regard to its physical features or other characteristics discussed earlier.

The sales reflected occupancies ranging from approximately 89% to 100% at the time of sale, and were therefore considered to be at more or less stabilized occupancy. Other economic factors including rent levels were considered as well.

Use

Differences in intended use or in the highest and best use for a property can impact its sales price. Typically, only properties with the same use are included in the comparable sales analysis. However, it is sometimes necessary to include a broader spectrum of properties depending on data constraints and relevancy to the appraisal problem.

All of the comparable properties are similar in their intended use and/or highest and best use, and no adjustment for this factor is necessary.

Nonrealty Components of Value

Nonrealty components of value include personal, business concerns, or other items that do not constitute real property; but are included in the sale price of the comparable. None of the comparables included personal property or furnishings, etc. Hence, no adjustment is required.

Summary of Adjustments

Adjustments made to the comparables are summarized in the following grid:

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                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

================================================================================
                             IMPROVED SALES ANALYSIS
                            SUMMARY OF ADJUSTMENTS 1

=================================================================================================================
                                         Sale 1         Sale 2         Sale 3         Sale 4          Sale 5
-----------------------------------------------------------------------------------------------------------------
  Unadjusted Price/ SF                    $55.11        $34.55          $26.99         $29.28          $36.11
  Property Rights                             0%            0%              0%             0%              0%
                                              --            --              --             --              --
       Subtotal                           $55.11        $34.55          $26.99         $29.28          $36.11
  Financing Terms                             0%            0%              0%             0%              0%
                                              --            --              --             --              --
       Subtotal                           $55.11        $34.55          $26.99         $29.28          $36.11
  Conditions of Sale                          0%            0%              0%             0%              0%
                                              --            --              --             --              --
       Subtotal                           $55.11        $34.55          $26.99         $29.28          $36.11
  Market Conditions                           0%            0%              0%             0%              0%
                                              --            --              --             --              --
       Subtotal                           $55.11        $34.55          $26.99         $29.28          $36.11
  Other adjustments
       Locational Characteristics           -20%            0%            +20%           +10%              0%
       Physical Characteristics
         Age/Quality/Condition              -10%           -5%             -5%             0%             +5%
         Size                                 0%            0%              0%             0%              0%
         Land Area/Parking                    0%            0%              0%             0%              0%
         Functional Utility                   0%            0%              0%             0%              0%
       Economic characteristics               0%          +15%            +15%           +15%              0%
       Use                                    0%            0%              0%             0%              0%
       Nonrealty Components                   0%            0%              0%             0%              0%
  Total Other Adjustments                   -30%          +10%            +30%           +25%             +5%
  Value Indication for Subject            $38.58        $38.01          $35.09         $36.60          $37.92
=================================================================================================================

(1) The adjustment grid summarizes the direction and magnitude of adjustments judged appropriate to the comparable sales. In some cases adjustments may be derived directly from quantifiable data. However, in many instances the adjustments involve judgment of CB Commercial Real Estate Group, Inc.

Source: CB Commercial Real Estate Group, Inc.
================================================================================

Sale Price Per Square Foot Conclusion

After analysis, the adjusted values indicated for the subject ranged from $35.09 to $38.58 per square foot. Sales Number 2 and 5 required the least net adjustment and were therefore considered most comparable. With primary emphasis on the adjusted unit prices provided from these comparables, we have concluded a unit value of $38.00 per square foot for the subject. The total value is calculated as follows:

                100,430 SF @ $38.00/ SF =               $3,816,340

                Rounded To:                             $3,800,000

Through our interviews with numerous buyers, sellers, and other real estate investors, our research has indicated that investors will review the price per square foot of nearby comparable sales, but will not attempt to quantify adjustments for differences in properties. Typically,

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--------------------------------------------------------------------------------
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

investors will look at directly competitive properties that have sold and make generalized assumptions based on occupancy levels and the quality of the project.

Effective Gross Income Multiplier (EGIM)

The Effective Gross Income Multiplier reflects the relationship between income and value as observed in the market. Since rental rates are easily estimated for the comparables, this methodology can be effective in establishing a value. It eliminates the need for subjective adjustments, because relative differences are already reflected in the varying rent levels.

The Effective Gross Income Multipliers from the comparable sales ranged from
5.50 to 7.16. Sale No. 4 had a superior anchor tenant setting the upper end of the range. Eliminating this comparable, the range is narrowed to 5.50 to 7.0 with an average of 6.09. Considering the comparables to be generally similar in age, quality and condition, we have tended toward the middle of this range. Consequently, we have concluded an effective gross income multiplier of 6.50. Applying this to our estimated effective gross income produces a value as follows:

==========================================================================
                    EFFECTIVE GROSS INCOME MULTIPLIER
                            VALUE INDICATION
--------------------------------------------------------------------------
  Effective Gross Income        x          EGIM      =         Value
--------------------------------------------------------------------------
  $604,805                      x           6.25     =      $3,780,030
                                Rounded to                   $3,800,000
============================= ==================== =======================

SALES COMPARISON APPROACH CONCLUSION

The following table summarizes the value indications based on the Sales Comparison Approach.

==============================================
          SALES COMPARISON APPROACH
              VALUE INDICATIONS
----------------------------------------------
Method                       Indicated Value
----------------------------------------------
  Price Per SF                $3,800,000
  EGIM                        $3,800,000
==============================================
Source: CB Commercial Real Estate Group, Inc.
==============================================

Both methodologies were considered adequately supported and equally reliable. Hence, we have placed more or less equal emphasis on each and have concluded an "as is" value of $3,800,000.

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                      INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over period of time. The two common valuation techniques associated with the Income Capitalization Approach are direct capitalization and the discounted cash flow (DCF) analysis.

DIRECT CAPITALIZATION

Direct capitalization is the method used to convert a single year's estimate of income into a value indication. In direct capitalization, a precise allocation between return on and return of capital is not made because investor assumptions or forecasts concerning the holding period, pattern of income, or changes in value of the original investment are not simulated in the method. Direct capitalization is most appropriate when analyzing a stable income stream and in estimating the reversion at the end of a holding period. Using this method, the following sets forth the process:

      1. Estimate the Potential Gross Income (PGI) from all sources that a competent owner should be able to generate from a property based on existing and/or market rents.
      2. Deduct an estimate of Vacancy and Collection Loss (VCL) to arrive at an Effective Gross Income (EGI) estimate.
      3. Deduct operating expenses from the estimate of EGI. The result is an estimate of the stabilized Net Operating Income (NOI).
      4.    Estimate an Overall capitalization rate (Ro, or OAR).
      5. Divide the NOI by Ro, resulting in a value estimate at stabilized occupancy.
      6. Adjust the stabilized value to account for "as is" condition, if applicable.

DISCOUNTED CASH FLOW ANALYSIS

The discounted cash flow (DCF) analysis is a detailed analysis used when the future income is expected to be variant, usually as a result of numerous lease obligations and/or anticipated changes in income and expenses. It is also particularly relevant when institutional buyers are the most likely purchasers of the subject because institutional buyers often place great weight on this analysis. The DCF analysis specifies the quantity, variability, timing, and duration of NOIs and cash flows. Selecting the proper yield rate (discount rate) is essential. CB Commercial must consider the target yield sought by investors as well as yields derived from comparable sales and/or market information. The methodology is:

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--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

      1. Estimate the before-tax cash flows for each period of a projected holding period net of any capital expenditures such as leasing expenses and tenant improvements.
      2.    Estimate a discount rate and a terminal overall capitalization rate.
      3. Estimate a selling price, known as the reversion, for the end of the projected holding period.
      4. The cash flows and the reversion are then discounted to a present value estimate.

APPROPRIATE CAPITALIZATION METHOD

A number of factors were considered in evaluating the appropriateness of using the direct capitalization method and/or the DCF technique. Since the subject is near stabilized occupancy and good income and expense data was available as well as good data for estimating a capitalization rate, Direct Capitalization is considered applicable. However, we have also applied a Discounted Cash Flow Methodology since this method is commonly used by investors analyzing properties with changing income and expenses.

ESTIMATE OF MARKET RENT

Consideration has been given to the existing leases at the subject and competitive properties to estimate the market rent for the subject. A summary of the subjects existing rental rates as of June, 1996 is shown in the following table. A complete Lease Abstract Report is presented in the Addenda, Exhibit G.

================================================================================
                         NEW SMYRNA BEACH SHOPPING PLAZA
                                 EXISTING RENTS
================================================================================
 Total Units    Unit Type          Size (SF)         Annual Rent         Rent/SF
--------------------------------------------------------------------------------
       1      Theatre                 24,780          $223,020           $9.00
       1      Brian's Crafts          21,050          $ 52,625           $2.50
      16      Small Tenants           52,028          $304,303           $5.85
      --      -------------           ------          --------           -----
      18      Total/Averages          97,858          $579,948           $5.93
================================================================================
* 2,572 SF Vacant; Total Center is 100,430 SF
================================================================================
Source:  Mark Centers, Property Owner & Manager
================================================================================

In order to determine if the existing leases are at market, we analyzed the most recent local tenant leases negotiated at the subject in 1995-96. These leases are summarized as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                        NEW SMYRNA BEACH SHOPPING PLAZA
                            RECENT LEASING ACTIVITY
================================================================================
 Suite #          Tenant         Size (SF)        Annual Rent         Rent/SF
--------------------------------------------------------------------------------
    1      Beacon 8 Theatre         24,780         $223,020           $ 9.00
   17      Plaza Video               1,700         $  9,350           $ 5.50
   13      Bedding & Furniture       2,300         $ 17,825           $ 7.75
    7      K's Ice Cream               750         $  7,500           $10.00
  14-A     Fitness Plus              8,960         $ 35,840           $ 4.00
  14-B     Dollar General            7,040         $ 24,000           $ 3.41
    4      Hien Cong Van               650         $  6,500           $10.00
   15      HRS                       3,528         $ 40,572           $11.50*
   --      ---                       -----         --------           -------
           Total/Averages           49,708         $364,607           $ 7.33
================================================================================
Source:  Mark Centers, Property Owner & Manager
================================================================================

* HRS space leased on full-service basis.

A total of 49,708 square feet leased revealed an average rental rate of $7.33 per square foot. Hence, the overall existing rental rates are slightly lower as compared to several of the other similar centers within the subject's general market area. This is reflective of the subject's age and lack of major regional anchors.

The subject has two anchor tenants. We have reviewed the leases for these tenants. The terms of the leases are summarized as follows:

================================================================================
                           NEW SMYRNA BEACON 8 THEATRE
                                  LEASE SUMMARY
================================================================================
  Area                    24,780 SF
  Term                    10 years (11/95 - 11/2005)
  Options                 2-5 year (#1- $9.0/SF; #2- $9.00/SF)
  Base Rent               $223,020 ($9.00/SF) 11/17/95 - 1130/2005
  Percentage Rent         10.0% of sales over $2,230,000 breakpoint ($90/SF)
  Real Estate Taxes       None during original term
  Insurance               None during original term
  Common Area             None during original term
  Maintenance
================================================================================

Four months of gross sales figures were available from the property manager. The gross sales averaged $111,680 per month or $1,340,157 annualized. The gross sales at $54 per square foot is below national averages of approximately $102 for a neighborhood or community cinema. However, the limited sales history is insufficient for future projections. Based on discussions with the property manager, the tenant is not expected to be responsible for percentage rent during the projection period.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                                 BRIAN'S CRAFTS
                                  LEASE SUMMARY
================================================================================
  Area                    21,050  SF
  Term                    10.5 years (5/1/86 - 12/31/96)
  Options                 N/A
  Base Rent               $52,625 ($2.50/SF)
  Percentage Rent         3.0% of gross sales over $1,052,500 annually ($50/SF).
  Real Estate Taxes       None
  Insurance               None
  Common Area             None
  Maintenance
================================================================================

Two years of gross sales figures were available from the property manager. The gross sales were $1,227,738 or $58 for 1994 and $1,110,292 or $53 per square foot for 1995. This tenant has been paying percentage rent and combined with the base rent, reflects total rent of approximately $4.60 per square foot. The gross sales at approximately $55 per square foot is slightly below the median sales volume range of approximately $61 per square foot for a neighborhood or community crafts store. Although continued steady sales are expected for this tenant, we believe that future renewal of this lease would likely be at a higher rent and/or adjusted breakpoint. Therefore, the tenant is expected to be responsible for percentage rent during the remainder of the initial lease but is expected to renew at market rent and terms with no percentage rent estimated for the remainder of the projection period.

Limited data was available to estimate the market rent of the anchor tenants. Based on our analysis of the most recent lease data for anchor tenants in east central Florida, we have concluded that the subject's anchor tenant rents are reasonably representative of the market. The Beacon 8 Theatre rent is considered to be reasonable considering the quality of finish and the Brian's Crafts rent is somewhat low. Theatre rental rates are typically higher than grocery, drug or other anchor tenant space due to their higher level and quality of finished interior. Based on Cinema leases from our CB files, we found recent leases from approximately $7.50 to $12.00 per square foot for 27,000+/- square foot spaces on a net basis. Market rates for Cinemas tend to bracket the subject's lease at $9.00 per square foot. We have estimated a market rental rate of $9.00 per square foot for the New Smyrna 8 Theatre and $5.00 per square foot for the Brian's Crafts space.

SUMMARY OF COMPARABLE RENTALS

We have surveyed competitive shopping centers for comparison to the subject. Existing competition for the subject property includes a small number of neighborhood and community shopping centers located along the major roads within the subject trade area.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

The selected comparable rentals are summarized in the following chart. A location map of these properties is presented on the following page. Please see the Addenda, Exhibit D for more detail and a photograph of each comparable.

================================================================================
                     SUMMARY OF COMPARABLE SHOPPING CENTERS

==========================================================================================================================
                                                                 Existing      Asking                           Avg.
                              Size      Year    Overall Occ./      Base         Base                           Tenant
 No.     Property Name        (SF)      Built     Local Occ.     Rent/SF      Rent/SF       Escalators         Finish
---------------------------------------------------------------------------------------------------------------------------
   1     Florida Shores      79,000     1984         93%/         $8.00-       $10.00      Stepped or        $1.00-
         Plaza                                        70%         $9.00                        CPI         $2.00/SF

   2     Smyrna Creek        63,756     1983         96%/       $7.00-$8.00    $9.00       Stepped or         $1.00-
         Plaza                                        93%                                      CPI           $2.00/SF

   3     Beach Plaza         47,800     1982         100%/        $9.00        $10.00      Negotiable        $2.00/SF
                                                     100%

   4     Indian River       116,000     1976         97%/         $9.00-       $12.00      Stepped or         $1.00-
         Village                                      90%         $10.00                       CPI           $2.00/SF

   5     Ocean Village       60,632     1990         94%/         $9.00        $11.00      Stepped or        $2.00/SF
         Square                                       86%                                      CPI
==========================================================================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
==========================================================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                             COMPARABLE RENTALS MAP
================================================================================


                               [GRAPHIC OMITTED]


================================================================================
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Rent Comparable No. 1 was Florida Shores Plaza located at the southwest corner of U.S. Highway 1 (Ridgewood Avenue) and Indian River Boulevard in Edgewater. This location is approximately five miles south of the subject. The center was originally constructed in 1984 with subsequent renovation in 1994. The anchors include Winn Dixie (50,130 SF) and Eckerd Drug (10,370 SF) and account for a majority of the space with 18,500 square feet of local space. Actual rental rates for the local tenants are $8.00 to $9.00 per square foot plus a pro rata share of operating expenses currently billed at $2.65 per square foot. Rental rates for the Winn Dixie and Eckerd Drug anchors were reported at approximately $6.00 and $7.50 per square foot net, respectively. Current asking rents for vacant local tenant space are quoted at $10.00 per square foot on average. Occupancy was 70% for local tenant space and 93% occupied overall. This center was considered similar to the subject in locational characteristics, but superior in age and anchor tenants.

Rent Comparable No. 2 was Smyrna Creek Plaza located along the north side of North Causeway (S.R. 44) just east of the Indian River in New Smyrna Beach. This location is approximately two miles north of the subject. The center was constructed in 1983. The anchor tenant is Food Lion (28,864 SF) with 34,892 square feet of local space. Actual rental rates for the local tenants are $7.00 to $8.00 per square foot plus a pro rata share of operating expenses currently billed at $1.75 per square foot. Current asking rents for vacant local tenant space are quoted at $9.00 per square foot on average. Occupancy was 93% for local tenant space and 96% occupied overall. This center was considered inferior to the subject in locational characteristics, but similar in age and condition.

Rent Comparable No. 3 was Beach Plaza located along the south side of South Causeway (S.R. A1A) just east of the Indian River in New Smyrna Beach. This location is approximately 2 1/2 miles northeast of the subject. The center was constructed in 1982 with Winn Dixie as the anchor tenant (35,200 SF) and 12,600 square feet of local space. Actual rental rates for the local tenants average $9.00 per square foot plus a pro rata share of operating expenses currently billed at $1.25 per square foot. The rental rate for the Winn Dixie was reported at $6.65 per square foot net. Occupancy was 100% for local tenant space and 100% occupied overall. This center was considered inferior to the subject in locational characteristics, but similar in age and condition.

Rent Comparable No. 4 was Indian River Village located along the south side of South Causeway (S.R. A1A) just east of the Indian River in New Smyrna Beach. This location is approximately 2 3/4 miles northeast of the subject. The center was constructed in 1976 with anchor tenants including Publix (37,249 SF), Eckerd Drug (9,824 SF) and Bealls (29,888 SF) along with 39,039 square feet of local space. Actual rental rates for the local tenants average approximately $9.00 to $10.00 per square foot plus a pro rata share of operating expenses currently billed at $1.75 per square foot. Occupancy was 90% for local tenant space and 97% occupied overall. This center was considered inferior to the subject in locational characteristics, similar in age and condition and superior in anchor tenants.

Rent Comparable No. 5 was Ocean Village Square located along the west side of South Atlantic Avenue (S.R. A1A) just west of the Atlantic beaches in New Smyrna Beach. This location is approximately three miles southeast of the subject. The center was constructed in 1990 with anchor tenants including Food Lion (29,000
SF), Rite Aid Drug (6,700 SF) and 24,932 square feet of local space. Actual rental rates for the local tenants average $9.00 per

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

square foot plus a pro rata share of operating expenses currently billed at $2.25 per square foot. Occupancy was 86% for local tenant space and 94% occupied overall. This center was considered inferior to the subject in locational characteristics, but superior in age and condition.

CONCLUSION OF MARKET RENT (LOCAL TENANT SPACE)

Based on this analysis, we have concluded the market rental rate for the subject local space to be $7.50 per square foot, triple net. This is higher than the existing overall effective rental rates averaging $5.85 per square foot but is consistent the most recent lease rates, which revealed an average of $7.33 per square foot. This is due to the improving leasing conditions in the subject neighborhood with increases in market rental rates recently. For the leased fee valuation, we will utilize the existing contract rental rates with escalation to market rent upon rollover.

VACANCY AND COLLECTION LOSS

This is an allowance for reductions in income attributable to vacancies, tenant turnover and non-payment of rent. In the direct capitalization process, a market-derived, stabilized vacancy and collection loss estimate is subtracted from the potential gross income order to arrive at effective gross income.

The subject neighborhood has a current overall occupancy of approximately 96% and 88% for local tenant space as indicated in the Retail Market Overview section of this report. Overall, the submarket occupancy continues to improve due to growing demand with limited new supply. The subject's overall occupancy of 97.4% and local space occupancy of 95.3% exceeds the current submarket average and is likely due to the recent renovation which spurred leasing activity and lack of competition in the immediate area.

Based on the overall market, vacancy for the subject has been estimated at 8% as a stabilized vacancy for local tenants, with 4.00% attributable to collection loss, for a total of 12% vacancy and collection loss factor. This is consistent with the market vacancy for local space of approximately 12%. Few rental concessions are prevalent in this market and we do not expect any significant rental concessions at the subject over the foreseeable future. In our opinion, the aforementioned stabilized vacancy and collection loss factor adequately accounts for any future concessions. No deduction for vacancy and credit loss is made for the Theatre tenant, since it is considered to be a credit worthy tenant. This indicates an overall vacancy and collection loss allowance of approximately 6.5%.

For the Discounted Cash Flow Analysis, the vacancy and collection loss has been estimated with a combination of downtime between leases and a collection loss factor. We have utilized

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

an average of 4 months downtime between average four year leases plus a specific collection loss factor of 4%.

OTHER INCOME

Nearly all retail space in the market area is rented on a triple net basis, meaning the tenants are also responsible for a prorata share of real estate taxes, insurance and common area maintenance. The comparables provided a range of quoted pass-through charges of approximately $1.25 to $2.65 per square foot, with an average of $2.04 per square foot. The subject's pass-through charge is currently quoted at $1.10 per square foot for 1996. This is near the low end of the indicated range but considered reasonable considering the subject's age, layout and amenities.

Most tenants are paying full pass-through charges for real estate taxes, insurance and common area maintenance, often plus add-on charges for management, or 5% to 15% for administration costs. A few tenants have specified expenses or have otherwise slightly different pass-through charges. The specific contractual pass-through charges for each tenant have been included for the leased fee analysis. Upon rollover, these tenants will be converted to triple net terms with full pass-through of taxes, insurance and CAM including the 15% administrative add-on charge.

OPERATING EXPENSE ANALYSIS

Historical operating statements for calendar years 1993, 1994, 1995 and a 1996 budget were provided by Mark Centers. This data has been presented in the following format for analysis:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                         NEW SMYRNA BEACH SHOPPING PLAZA
                         INCOME/EXPENSE HISTORY & BUDGET

=============================================================================================================================
                                 1993                       1994                    1995                 1996 Budget
-----------------------------------------------------------------------------------------------------------------------------
                           Total        $/SF        Total        $/SF         Total        $/SF         Total         $/SF
-----------------------------------------------------------------------------------------------------------------------------
  Income
    Rental Income         $214,821       $2.14     $166,965       $1.66      $212,120       $2.11       $463,947      $4.62
    % Rent                  41,805         .42       42,055         .42        40,814         .41          2,500        .02
    CAM Recovery             6,391         .06        6,000         .06         8,524         .08         17,256        .17
    Tax Recovery             5,375         .05        5,510         .05         6,201         .06         13,200        .13
    Ins. Recovery              330         .01          157         .01           187         .01            360        .01
    Misc. Income             2,341         .02        3,568         .04         9,982         .10          3,396        .03
                             -----         ---        -----         ---         -----         ---          -----        ---
    Effective Gross        271,063        2.70      224,255        2.23       277,828        2.77        500,659       4.99
    Income
  Expenses
    Utilities                4,360         .04        3,501         .03         3,643         .04           5,400       .05
    Administrative           2,292         .02        5,114         .05         3,339         .03           3,828       .04
    Maintenance             21,483         .21       18,802         .19        31,412         .31          31,050       .31
    Insurance                9,663         .10        9,573         .10        13,051         .13          16,800       .17
    Management                   0           0            0           0             0           0               0         0
    Real Estate Tax         42,074         .42       45,279         .45        48,563         .48          49,800       .50
    Other                        0           0       13,877         .14        11,814         .12          10,800       .11
                                 -           -       ------         ---        ------         ---          ------       ---

   Total Operating         (79,872)       (.80)     (96,146)       (.96)     (111,822)      (1.11)       (117,678)    (1.17)
                           -------        ----      -------        ----      --------       -----        --------     -----
  Exp.

  Net Operating           $191,191       $1.90     $128,109       $1.28      $166,006       $1.65        $382,981     $3.81
  Income
-----------------------------------------------------------------------------------------------------------------------------
Source:  Mark Centers
Compiled by: CB Commercial Real Estate Group, Inc.
=============================================================================================================================

The subject income has increased since 1994 due to renovation and renewed interest in the center and is expected to continue to increase in 1996. We have placed much emphasis on the subject's historical and budgeted data however, the historicals do not reflect the project at stabilized occupancy. Therefore, we have given industry averages as well as expenses from other similar stabilized projects considerable weight. The subject operating expense data was compared to industry averages for shopping centers as indicated in the Institute of Real Estate Management, Income and Expense Analysis for Region 4 shopping centers and data from the Urban Land Institute, 1995 Dollars and Cents of Shopping Centers (Addenda, Exhibit H). Our estimate of the subject's stabilized expenses are detailed as follows.

Utilities

Utilities include common area electricity, water, sewer, and trash removal. The subject expense has been stable recently at $.03 to $.04 per square foot, with $.05 budgeted for 1996. The industry averages report this expense to be approximately $.12 to $19 per square foot of leaseable area. With moderate increase expected due to increases in cost of services, we

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

have projected this expense as stabilized, at $18,100, or $.18 per square foot for fiscal year 1996-97.

Maintenance

Maintenance and Repair expenses, which are recoverable include such items as the parking lot, landscaping, various contractual services and building maintenance excluding structural maintenance . The recoverable expense amounted to $.19 to $.31 per square foot in the historical data and budget. The IREM median average is $.41 per square foot. For fiscal year 1996-97, we have projected the recoverable expense at $.40 per square foot, or $40,170.

Administrative

Administrative expenses include costs pertaining to the administration of the shopping center. Most of these costs are incurred by management. Administrative costs for the subject have been relatively minor over the past few years. Historical administrative expenses were $.02 per square foot in 1993, $.05 per square foot in 1994 and $.03 per square foot reported for 1995. The budgeted amount for 1996 amounted to approximately $.04 per square foot. We believe the historical administrative costs are reasonable for a this type of project. For this analysis, we have projected administrative costs at $.05 per square foot, or $5,020 based on industry averages and comparable projects.

Insurance

The insurance cost for the subject has been relatively consistent over the past few years at approximately $.10 to $.13 per square foot, with $.17 per square foot budgeted for 1996. This is only slightly higher than the IREM median expense of $.11 per square foot, however, the subject is an older project and the budgeted expense is baded on actual quotes. With primary emphasis on the historical and budgeted data, we have estimated a fiscal year 1996-97 expense of $18,100, or $.18 per square foot.

Management

Typical professional management fees in the local market are 4.0% to 5.0% of effective gross income. No specific management fee was reported in the operating history for the subject. For a shopping center of this size, an adequate management fee is estimated at 4.5% of effective gross income.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Real Estate Taxes

The gross real estate tax liability for the shopping center only, for 1995 was previously reported at $50,064. A 4% deduction is available for early payment discount. This indicates a net tax liability of $48,061.

The subject real estate tax liability has increased over time. Now that occupancies and rents are rising, we anticipate a moderately increasing tax liability. We have estimated the real estate tax liability to increase 3.0% per year, slightly less than the expected increase in operating expenses.

Replacement Reserves

This expense is for future replacement of capital items. The amount of reserve and whether it is included or not, depends on the actions reflected by buyers and sellers in the local market. Based on the comparable data and discussions with brokers and investors, replacement reserves generally range from $.10 to $.20 per square foot.

Adequate replacement reserves for the subject are estimated at $.20 per square foot considering the age of the improvements. Based on discussions with local market participants, replacement reserves are included prior to calculating net operating income for direct capitalization, but are included below the line for discounted cash flow analysis.

TOTAL OPERATING EXPENSES

The concluded operating expenses for the subject were $178,192, or $1.77 per square foot, including reserves. This is within than the range of the industry average expenses and at the lower end of the range indicated by the improved sales ($1.75 to $2.55/SF) which also included reserves. The IREM range of expenses was from $1.28 to $2.93 per square foot with a median expense for Region 4 shopping centers of $1.99 per square foot, excluding reserves. Hence, our total operating expense estimate is supported with the industry averages and comparable data.

CAPITALIZATION RATE

Derivation from comparable sales is the preferred method of estimating a capitalization rate when sufficient data exists. Data on each property's sale price, income, expenses, financing terms, and market conditions at the time of sale is needed. The overall capitalization rate is then derived by dividing the net operating income by the sale price. The following is a summary of overall capitalization rates indicated by the comparable sales, as discussed later in the Sales Comparison Approach.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                         SUMMARY OF CAPITALIZATION RATES
================================================================================
Sale No.  Name                            Sale Date   Year Built          OAR
--------------------------------------------------------------------------------
  1       Kissimmee Square                  12/95        1986           11.27%
  2       Merritt Crossing                   8/95        1984           10.71%
  3       Northgate                          2/94        1982           12.31%
  4       Daytona Plaza                      1/94        1970            9.84%
  5       Indian River Plaza                 7/93        1963           11.89%
================================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The preceding sales indicate a range of 9.84% to 12.31% with an mean of 11.20%.

Because most properties are purchased with debt and equity capital, the overall capitalization rate must satisfy the market return requirements of both investment positions. Lenders must receive a competitive interest rate commensurate with the perceived risk of the investment or they will not make funds available. Similarly, equity investors anticipate receiving a competitive equity cash return commensurate with the perceived risk or they will invest elsewhere. The band of investment method calculates a weighted average of the debt and equity capitalization rate.

Current mortgage loan terms for the subject would likely include a 75% loan to value with an 8.25% mortgage interest rate and a 20 year amortization. This indicates a mortgage constant of .1022. Equity dividend rates are typically within the range of 10% to 14%. This produces an overall rate as follows:

======================================================================
                     BAND OF INVESTMENT ANALYSIS
======================================================================
  Mortgage Component        .75        x       .1022      =  .0767
  Equity Component          .25        x       .1200      =  .0300
                                                 Ro       =  .1067
                                               Rounded    =  10.7%
======================================================================
  Source:  CB Commercial Real Estate Group, Inc.
======================================================================

Another method for establishing an overall capitalization rate for the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when inadequate comparable data exists. The results of the First Quarter 1996 CB Commercial National Investor Survey are summarized in the following table.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         NEW SMYRNA BEACH SHOPPING PLAZA
                          DIRECT CAPITALIZATION SUMMARY
                                  (LEASED FEE)

--------------------------------------------------------------------------------

GROSS LEASEABLE AREA (SF)             100,430

CATEGORY                                               TOTAL        PER SF
--------                                               -----        ------

 INCOME

BASE RENTAL INCOME
ANCHOR TENANTS                                         $275,645     $2.74
LOCAL TENANTS                                          $323,593     $3.22
PASS THROUGH INCOME
CAM RECOVERY                                           $ 24,200     $0.24
TAX RECOVERY                                           $ 17,900     $018
INSURANCE RECOVERY                                     $  5,512     $0.05
TOTAL POTENTIAL GROSS INCOME                           $646,850     $5.44

LESS. VACANCY & COLLECTION LOSS @ 6.5%                 ($42 045)    ($0.42)
EFFECTIVE GROSS INCOME                                 $604,805     $6.02

 LESS EXPENSES
UTILITIES                                              $ 18,100     $0.18
ADMINISTRATIVE                                         $  5,020     $0.05
MAINTENANCE                                            $ 40,170     $0.40
INSURANCE                                              $ 18,100     $0.18
MANAGEMENT                                             $ 27,216     $0.27
REAL ESTATE TAXES                                      $ 49,500     $0.49
REPLACEMENT RESERVES                                   $ 20,086     $0.20
TOTAL OPERATING EXPENSES                               $178,192     $1.77

EXPENSE RATIO                                             29.46%

 NET OPERATING INCOME                                  $426,613     $4.25

                                          NOI          $426,613
  VALUE =                              ------          --------     $3,878,296
                                          OAR          0.11

                                                       ROUNDED:     $3,900,000

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                     CB COMMERCIAL NATIONAL INVESTOR SURVEY
                          CLASS C NEIGHBORHOOD CENTERS

======================================================================================================================
                       Going in Cap Rate   Terminal Cap Rate         Discount         Market Rent     Expense Growth
                                                                       Rate           Growth Rate          Rate
----------------------------------------------------------------------------------------------------------------------
  Range                 9.5% - 15%           10.0% - 15.0%       12.5% - 18%           0% - 5.0%       3.0% - 4.0%
  Average               11.5%                11.7%               14.3%                 2.8%            3.3%
  Change from 3Q95(1)   0                    0                   +20                   +30             0
======================================================================================================================
  Source:  CB Commercial Real Estate Group, Inc., National Investor Survey,
  First Quarter 1996
  (1) Basis Points
======================================================================================================================

Because of the subject's average location with stabilized occupancy, it is likely that the appropriate going-in capitalization rate would be near the middle of the range indicated in the preceding table. This indicates that the appropriate overall capitalization rate for the subject would likely fall in the 10.70% to 11.50% range.

Conclusion of Overall Capitalization Rate

After reviewing the appropriate methods for developing an overall capitalization rate. The following ranges of overall capitalization rates are indicated:

==========================================================
         SUMMARY OF OVERALL CAPITALIZATION RATES
==========================================================
  Methodology                        Concluded Range
----------------------------------------------------------
  Comparable Sales                   9.84% - 12.31%
  Band of Investment                     10.7%
  CBC Investor Survey                10.5% - 11.50%
==========================================================
  Source:  CB Commercial Real Estate Group, Inc.
==========================================================

After reviewing the appropriate methods for developing an overall capitalization rate, with most emphasis placed on the comparable sales data, we have concluded an overall capitalization rate of 11.00%. A summary of the direct capitalization of the subject is presented in the following table.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Discounted Cash Flow Analysis

We have also applied a discounted cash flow analysis for the subject. Our DCF assumptions are summarized as follows:

================================================================================
                         NEW SMYRNA BEACH SHOPPING PLAZA
                   SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS
================================================================================

    General Assumptions
          Start Date                                    June 1996
          Holding Period                                10 years
          Basis (calendar/ fiscal)                      Fiscal
          Software                                      Project

    Growth Rate Assumptions
          Market Rent                                  3.0%
          Expenses                                     3.5%

    Miscellaneous Assumptions
          Vacancy and Credit Loss                     12.0%
          Concessions                                  N/A
           Tenant Finish                             $2.00/SF new; $1.00/SF
                                                       renewal
           Commissions                                4.0% new; 2.0% renewal
           Renewal Ratio                              70%

    Financial Assumptions
          Discount Rate (IRR)                        14.50%
          Terminal Capitalization Rate (RO)
                                                     12.00%
          Costs of Sale                               3.0%
===============================================================================
Source:  CB Commercial Real Estate Group, Inc.
================================================================================

The income and expense growth rates were estimated based on projected submarket conditions and information in the CB National Investor Survey presented previously. The discount rate of 14.5% is considered reasonable given a going-in capitalization rate of 11.00% and considering the added risk associated with a center lacking major regional or national anchor tenants. The terminal rate was loaded 100 basis points to reflect increased risk at the end of the holding period.

A survey of the comparable rentals revealed tenant retention ratios of 70% to 80%. We believe these ratios are reasonable under current market conditions for renewals at market rent, but over longer periods of time a higher turnover is expected. For this analysis, we have estimated 70% of existing tenants will renew and 30% will turnover.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[CB LOGO]                                   Reconciled Value          $3,800,000
                                            Value Per Square Foot         $37.84
                                            % Residual                     35.3%
                                            Building Size           100,430 SqFt
                                            Sale Cost at Reversion         3.00%
                                            Holding Period              10 Years
                                            ====================================

                                   Year 1      Year 2       Year 3       Year 4      Year 5       Year 6
                                --------------------------------------------------------------------------
BASE RENT                        $542,732    $587,509     $699,085     $733,614    $752,250     $729,449
  Free Rent                             0           0            0            0           0            0
  Expense Recoveries               47,602      58,401       91,738       96,652      96,441       96,066
  Percentage Rent                   2,894       1,688            0            0           0            0
                                --------------------------------------------------------------------------
GROSS INCOME                     $593,228    $647,598     $790,823     $830,266    $848,691     $825,515
  Less: Credit Loss               (14,808)    (16,983)     (22,712)     (24,290)    (25,027)     (24,100)
  Add: Miscellaneous Income             0           0            0            0           0            0
                                --------------------------------------------------------------------------
EFFECTIVE GROSS INCOME           $578,420    $630,615     $768,111     $805,976    $823,664     $801,415
 Less: Total Expenses            (158,828)   (165,825)    (176,823)    (183,505)   (189,455)    (193,788)
                                --------------------------------------------------------------------------
NET OPERATING INCOME             $419,592    $464,790     $591,288     $622,471    $634,209     $607,627
  Commissons                       10,148      28,305        4,544          836       3,040       14,013
  Tenant Improvements             198,343      46,191        5,862        1,081       3,971       19,689
  Capital Additions                20,100      20,804       21,532       22,285      23,065       23,872
                                --------------------------------------------------------------------------
  Total Deductions               (228,591)    (95,300)     (31,938)     (24,202)    (30,076)     (57,574)
                                --------------------------------------------------------------------------
CASH FLOW                        $191,001    $369,490     $559,350     $598,269    $604,133     $550,053

DEBT SERVICE ANALYSIS
Total Cash Flow                  $191,001    $369,490     $559,350     $598,269    $604,133     $550,053
                                --------------------------------------------------------------------------
  Less: Debt Service                  N/A         N/A          N/A          N/A         N/A          N/A
                                --------------------------------------------------------------------------
Cash Flow After Debt             $191,001    $369,490     $559,350     $598,269    $604,133     $550,053
                                --------------------------------------------------------------------------
Cumulative Deficit                    N/A         N/A          N/A          N/A         N/A          N/A
                                --------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Implied Overall Rate               11.04%      12.23%       15.56%       16.38%      16.69%       15.99%
Cash on Cash Return                 5.03%       9.72%       14.72%       15.74%      15.90%       14.48%
----------------------------------------------------------------------------------------------------------

                                   Year 7       Year 8       Year 9      Year 10       Year 11
                                --------------------------------------------------------------
BASE RENT                        $734,933     $779,682     $810,469     $779,693      $757,239
  Free Rent                             0            0            0            0             0
  Expense Recoveries              100,578      116,521      120,440      137,867       148,635
  Percentage Rent                       0            0            0            0             0
                                --------------------------------------------------------------
GROSS INCOME                     $835,511     $896,203     $930,909     $917,560      $905,874
  Less: Credit Loss               (24,500)     (26,927)     (28,316)     (32,242)      (36,235)
  Add: Miscellaneous Income             0            0            0            0             0
                                --------------------------------------------------------------
EFFECTIVE GROSS INCOME           $811,011     $869,276     $902,593     $885,318      $869,639
 Less: Total Expenses            (199,740)    (208,074)    (215,489)    (220,830)     (226,459)
                                --------------------------------------------------------------
NET OPERATING INCOME             $611,271     $661,202     $687,104     $664,488      $643,180
  Commissons                       33,850        3,101        1,426       23,125        50,723
  Tenant Improvements              55,667        4,096        1,899       32,460        81,399
  Capital Additions                24,708       25,573       26,468       27,394        28,353
                                --------------------------------------------------------------
  Total Deductions               (114,225)     (32,770)     (29,793)     (82,979)     (160,475)
                                --------------------------------------------------------------
CASH FLOW                        $497,046     $628,432     $657,311     $581,509      $482,705

DEBT SERVICE ANALYSIS
Total Cash Flow                  $497,046     $628,432     $657,311     $581,509      $482,705
                                --------------------------------------------------------------
  Less: Debt Service                  N/A          N/A          N/A          N/A           N/A
                                --------------------------------------------------------------
Cash Flow After Debt             $497,046     $628,432     $657,311     $581,509      $482,705
                                --------------------------------------------------------------
Cumulative Deficit                    N/A          N/A          N/A          N/A           N/A
                                --------------------------------------------------------------

----------------------------------------------------------------------------------------------
Implied Overall Rate               16.09%       17.40%       18.08%       17.49%        16.93%
Cash on Cash Return                13.08%       16.54%       17.30%       15.30%        12.70%
----------------------------------------------------------------------------------------------

================================================================================
[GRAPHIC OMITTED]

[Line Graph: NOI and Cash Flow Trend, compared over 11 years]

================================================================================

================================================================================

                     SALE/YIELD MATRIX

                  Terminal Capitalization Rate
      IRR      11.50%       12.00%       12.50%
              --------------------------------------
      13.50%   $4,112,368   $4,048,853   $3,990,236
              --------------------------------------
      14.00%   $3,989,299   $3,928,324   $3,872,228
              --------------------------------------
      14.50%   $3,870,974   $3,812,611   $3,758,917
              --------------------------------------
      15.00%   $3,753,363   $3,701,489   $3,650,084
              --------------------------------------
      15.50%   $3,648,246   $3,594,743   $3,545,321
              --------------------------------------

================================================================================

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COMPILED BY: CB Commercial Real East Group, Inc.

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Our survey of the comparables revealed moderate tenant finish provided under the current market conditions. We have estimated typical new tenant finish costs of $2.00 per square foot. Renewal tenants have been allocated $1.00 per square foot.

The Discounted Cash Flow Summary is presented on the facing page. The value indication for a 10 year holding period amounted to $3,800,000. A more detailed cash flow report is presented in the Addenda, Exhibit G.

Conclusion of Income Capitalization Approach

The preceding analysis provides the following value indications:

==================================================
INCOME CAPITALIZATION APPROACH VALUE INDICATIONS
--------------------------------------------------
Method                           Indicated Value
--------------------------------------------------
  Direct Capitalization             $3,900,000
  Discounted Cash Flow              $3,800,000
==================================================
Source: CB Commercial Real Estate
==================================================

We have placed primary emphasis on the Discounted Cash Flow Methodology, since this method should best reflect the varying income associated with the specific subject leases. Secondary emphasis was placed on direct capitalization, since this methodology fails to account for capital expenditure items and tends to provide a higher value indication. Based on this analysis, we have concluded a value of $3,800,000 via the Income Capitalization Approach.

--------------------------------------------------------------------------------

                                   CONCLUSION

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                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

                             RECONCILIATION OF VALUE

In this final step of the appraisal process, the value estimates, appraisal data and reasoning used in the three approaches are analyzed in relationship to one another. In estimating the market value of the subject property, all three approaches to value were utilized. The value estimates as indicated by these approaches are summarized as follows:

==============================================================
                SUMMARY OF VALUE CONCLUSIONS
==============================================================
  Sales Comparison Approach              $3,800,000
  Income Capitalization Approach         $3,800,000
==============================================================
Source: CB Commercial Real Estate Group, Inc.
==============================================================

In analyzing and correlating these value indications to a final estimate of value, each approach must be weighed in relation to:

      -     Its ability to reflect the motives of a prospective buyer or seller;
      - The type, quality and depth of the data upon which the conclusions are based;
      - Its sensitivity and ability to reflect economic changes that affect the availability and cost of mortgage financing; and
      - Its ability to reflect the unique character of the property being appraised including factors such as location, size and income potential.

Generally, in relation to subject property, the Income Approach most effectively meets the above requirements, due in part to the following:

      - The Income Approach is more sensitive to a variety of market data, and is more precise in its application.
      - The Income Approach more accurately reflects the interrelationship with the supply, demand, income, locational factors, physical attributes of the improvements, and intangible elements that affect value.
      - The methodology of the Income Approach more closely approximates the thought processes of typical purchasers of this type of property, as it is the potential return on an investment that is of major interest.

We utilized both Direct Capitalization and a Discounted Cash Flow Analysis in valuing the subject property via the Income Approach. We had good historical operating data and were able to analyze several comparable projects to estimate income and expenses. This technique is considered to be the most reliable indication of value for an income producing property such as the subject. Overall, there were no major weaknesses of this approach.

The Sales Comparison Approach is primarily applicable when there is an active market and numerous transactions can be analyzed and directly compared to the subject. The market has

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

been reasonably active for neighborhood and community shopping centers in the region, and the sales utilized were considered to be good substitutes for the subject. Five sales were selected as the most comparable and were utilized for this analysis. However, there were difficulties in making market supported adjustments. Therefore, secondary emphasis has been given to the Sales Comparison indication.

Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Furthermore, the Cost Approach is not deemed to render a reliable indication of value due to the imprecise nature of estimating the accrued physical, functional, or external depreciation affecting the improvements. Therefore, the Cost Approach has not been employed to render a value indication for the subject property in this instance.

In the final analysis, we placed the greatest reliance on the Income Approach estimate, since this is the approach on which the typical purchaser makes his decision to buy. The Sales Comparison Approach supported the Income Approach estimate of value. Based on this analysis, it is our opinion that the leased fee market value of the subject, effective June 1, 1996 was:

                  THREE MILLION EIGHT HUNDRED THOUSAND DOLLARS
                                  ($3,800,000)

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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to total that would adversely affect marketability or value. CB Commercial is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Commercial, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. Unless otherwise specifically noted in the body of this report, it is assumed: that any existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are, or will be upon completion, in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that it or they will withstand any known elements such as windstorm, hurricane, tornado, flooding, earthquake, or similar natural occurrences; and, that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Commercial professionals are not engineers and are not competent to judge matters of an engineering nature. CB Commercial has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Commercial by ownership or management; CB Commercial inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Commercial was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Commercial reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Commercial has no knowledge of the existence of such materials on or in the property. CB Commercial, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

      We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Commercial. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.

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--------------------------------------------------------------------------------
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Commercial has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Commercial reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Commercial of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Commercial will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CB Commercial assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CB Commercial is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Commercial does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Commercial.

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Commercial to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Also, unless otherwise noted in the body of this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CB Commercial nor may this report or copies hereof be transmitted to third parties without said consent, which consent CB Commercial reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory

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                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

      agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express written consent of CB Commercial which consent CB Commercial reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Commercial shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area of the subject and comparable properties has been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Commercial unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Commercial assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Commercial assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CB Commercial assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Notwithstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Commercial has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Commercial has no specific information relating to this issue, nor is CB Commercial qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.

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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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24. Client shall not indemnify Appraiser or hold Appraiser harmless unless and only to the extent that the Client misrepresents, distorts, or provides incomplete or inaccurate appraisal results to others, which acts of the Client proximately result in damage to Appraiser. The Client shall indemnify and hold Appraiser harmless from any claims, expenses, judgments or other items or costs arising as a result of the Client's failure or the failure of any of the Client's agents to provide a complete copy of the appraisal report to any third party. In the event of any litigation between the parties, the prevailing party to such litigation shall be entitled to recover from the other reasonable attorney fees and costs.

25. Appraiser understands that the Client may provide complete final copies of the appraisal report (but not partial or summarized copies) to third parties who shall rely on such reports in connection with the Client's securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the Client for routine and customary questions that may arise.

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                                    SPECIFIC ASSUMPTIONS AND LIMITING CONDITIONS
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                  SPECIFIC ASSUMPTIONS AND LIMITING CONDITIONS

1. A Current Environmental Audit was provided to CB Commercial. It specifically reported that no hazardous materials are present on the property. Therefore, we assume that in fact there are no such hazardous materials located within the subject property. CB Commercial reserves the right to amend the conclusions of this report should any future change in these conditions occur.

2. The estimate of marketing time is approximately 12 months based upon such items as statistical information about days on market; information gathered through sales verification; interviews of marketing participants; and anticipated changes in market conditions. The reasonable marketing time is a function of price, time, use, and anticipated market conditions such as changes in the cost and availability of funds; not an isolated estimate of time alone.

3. All value opinions expressed herein are as of the date of value. In some cases, facts or opinions are expressed in the present time. All opinions are expressed as of the date of value, unless specifically noted.

4. The prospective future income shown in this report (DCF) is not a guarantee of future performance. They are projections based on current market trends, which are subject to change. They are included only to assist in underwriting the risks in the subject property, and for no other purpose. The future values are mathematical projections and may or may not represent market values at that time.

5. The report and parts thereof and any additional material submitted, may not be used in any prospectus or printed material used in conjunction with the sale of securities or participation interests in Public Offering as defined under U.S. Security laws. Further, neither all nor any part of this appraisal report shall be disseminated to the general public by the use of advertising media, public relations media, news media, sales media, or other media for public communication without the prior consent of CB Commercial. The use of all or any part of this report in connection with real estate tax shelters, syndication of interests in real estate, the offering of securities, shares or partnership interests in real estate or any other public or private offering without the specific written consent of CB Commercial is not authorized. Neither the whole, or any part of this report, nor any reference thereto may be included in any document, statement, appraisal or circular without the signatories prior written approval of the form and context in which it is to appear.

6. The reasonable exposure time of 12 months is based on current market conditions. The reasonable exposure time inherent in the market value concept is always presumed to precede the effective date of the appraisal. We also recognize the exposure time is different for various types of real estate and under various market conditions and that the reasonable exposure time should always incorporate the answer to the question, "For what kind of real estate at what value range?" rather than appear as a statement of an isolated time period.

7. This study is not being prepared for use in connection with litigation. Accordingly, no rights to expert testimony, pretrial or other conferences, deposition, or related services are included with this appraisal. If, as a result of this undertaking, CB Commercial or any of its principals, its appraisers or consultants are requested or required to provide any litigation services, such shall be subject to the provisions of CB Commercial's engagement letter or, if not specified therein, subject to the reasonable availability of CB Commercial and/or said principals or appraisers at the time and shall further be subject to the party or parties requesting or requiring such services paying the then-applicable professional fees and expenses of CB Commercial either in accordance with the provisions of the engagement letter or arrangements at the time, as the case may be.

8. We assume that the income and expense data furnished by the property owner is true and correct.

9. The subject has had considerable leasing interest and activity since its 1995 renovation and as a result, approximately 13,888 square feet of additional space has either been leased or is pending at this time. This recent leasing activity has increased the overall occupancy of the project from 84% in late 1995 to 97% at present. Some of the new leases that have been agreed on by both lessor and tenant have not been formally signed but are expected to be finalized within approximately two weeks of the effective date of this report. Based on our conversations with the property manager, we believe that the pending leases are bona-fide and that they will ultimately be signed at the reported terms. Therefore, as a special assumption of this report, we have assumed that the pending leases on the square footage previously indicated will in fact be in effect for purposes of this analysis

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                                    ADDENDA

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                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

                                   Addendum A

                                GLOSSARY OF TERMS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                               GLOSSARY OF TERMS
--------------------------------------------------------------------------------

assessed value Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

cash equivalency The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract, coupon, face, or nominal rent The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

coupon rent
  See  Contract, Coupon, Face, or Nominal Rent

effective rent 1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ++ 2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

face rent
  See  Contract, Coupon, Face, or Nominal Rent

fee simple estate Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. ++
floor area ratio (FAR) The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. ++

full service lease A lease in which rent covers all operating expenses.
  Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

gross building area (GBA) The sum of all areas at each floor as measured to the exterior walls.

insurable value Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

investment value Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be established by an expert on real estate and its value, that is, an appraiser. +

leased fee
  See leased fee estate

leased fee estate An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.++

leasehold
  See leasehold estate

leasehold estate The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.++

load factor The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

market value "as if complete" on the appraisal date Market value as if complete on the appraisal date is an estimate of the market value of a

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--------------------------------------------------------------------------------
                                                               GLOSSARY OF TERMS
--------------------------------------------------------------------------------

  property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

market value "as is" on the appraisal date Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

market value Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.+++

marketing period The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. ++

net lease Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA) 1) The area on which rent is computed. 2) The Rentable
  Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

nominal rent
  See  Contract, Coupon, Face, or Nominal Rent

prospective future value "upon completion of construction" Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value estimate at this stage is stated in current dollars unless otherwise indicated.

prospective future value "upon reaching stabilized occupancy" Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value estimate at this stage is stated in current dollars unless otherwise indicated.

reasonable exposure time The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market. ++

rent
  see
  full service lease
  net lease
  contract, coupon, face, or nominal rent
  effective rent

shell space Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

Usable Area 1) The area actually used by individual tenants. 2) The Usable Area of an office is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

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                                                               GLOSSARY OF TERMS
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use value Use value is a concept based on the productivity of an economic good.
  Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale. +

value appraised During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time.
  See also
  market value "as is" on the appraisal date market value "as if complete" on the appraisal date prospective future value "upon completion of construction" prospective future value "upon reaching stabilized occupancy"

--------
+ The Appraisal of Real Estate, Tenth Edition, Appraisal Institute, 1992.
++ The Dictionary of Real Estate Appraisal, Third Edition, 1993.
+++ The office of the Comptroller of the Currency, 12 CFR Part 34, Subpart C, ss.34.42(f), August 24, 1990. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.
* 1990 BOMA Experience Exchange Report, Income/Expense Analysis for Office Buildings (Building Owners and Managers Association, 1990)
** Statement on Appraisal Standard No. 6, Appraisal Standards Board of The Appraisal Foundation, September 19, 1992.

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                                                          ADDITIONAL PHOTOGRAPHS
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                                   Addendum B

                             ADDITIONAL PHOTOGRAPHS

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               SOUTH ALONG DIXIE HIGHWAY (U.S. 1) SUBJECT ON LEFT
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                   CLOSE-UP VIEW OF SUBJECT THEATRE BUILDING
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                CLOSE-UP VIEW OF SUBJECT BRIAN'S CRAFTS BUILDING
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                CLOSE-UP VIEW OF SUBJECT FORMER MCCRORY BUILDING
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                 CLOSE-UP VIEW OF SUBJECT SOUTHERLY TENANT SPACE
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                 NORTHERLY VIEW OF SUBJECT CENTER FROM SOUTH END
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                      SOUTHERLY REAR VIEW OF SUBJECT CENTER
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                      NORTHERLY REAR VIEW OF SUBJECT CENTER
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                CLOSE-UP VIEW OF SUBJECT FLOWERS BAKERY BUILDING
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                  INTERIOR VIEW OF BRIAN'S CRAFTS TENANT SPACE
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                       INTERIOR VIEW OF SEARS TENANT SPACE
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                                                 ADDENDUM C IMPROVED COMPARABLES
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                                   Addendum C

                           IMPROVED SALE COMPARABLES

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                                                             RETAIL SALE       1
================================================================================

Location Data
        Property Name:                         Kissimmee Square
        Location:                              NE Comer Of U.S. 192 and
                                                Michigan Avenue
        City:                                  Kissimmee
        County:                                Osceola
        State/Zip:                             Florida
        Assessor's Parcel No(s):               N/A
        Atlas Reference:                       N/A

Physical Data
        Type:                                  Neighborhood
        Land Area:                             13.40 Acres
        Excess Land:                           N/A
        Gross Leasable Area:
         Anchors:
              Winn Dixie                       50,000 SF
              Blockbuster Video                10,500 SF
             Local Tenant GLA:                 45,657 SF
             Anchor Tenant GLA:                60,500 SF
             Total GLA:                        106,157 SF
             GLA Purchased:                    106,157 SF
        Year Built:                            1986
        Parking:                               N/A
        Condition:                             Good
        Exterior Walls:                        Masonry

Sale Data
        Transaction Type:                      Sale
        Date of Transaction:                   12/95
        Marketing Time:                        12 months
        Grantor:                               Kissimmee Square Limited
        Grantee:                               Hart Properties I, Ltd.
        Document No.:                          1300/989
        Sale Price:                            $5,850,000
        Financing:                             Cash to Seller
        Cash Equivalent Price:                 $5,850,000
        Required Capital Cost:                 $0
        Adjusted Sales Price:                  $5,850,000
        Verification:                          Dan Baker, CB Commercial

Financial Data
        Assumptions & Forecast:                Appraiser
        Occupancy at Sale:                     90%
        Existing or Pro Forma Income:          Pro Forma
                                                   TOTAL       P.S.F.
                                                  --------     ------
        Potential Gross Income:                   $928,571     $8.75
        Vacancy and Credit Loss:                   $92,857     $0.87
        Effective Gross Income:                   $835,714     $7.87
        Expenses:                                 $176,416     $1.66
        Net Operating Income:                     $659,296     $6.21

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                                  CB COMMERCIAL

                                                             RETAIL SALE       1
================================================================================

Analysis
        Buyers Underwriting Criteria:             Direct Cap and DCF
        Overall Capitalization Rate (OAR):        11.27 %
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        7.00
        Operating Expense Ratio (OER):            21.11 %
        Price Per Square Foot:                    $55.1 1

Comments
        This is a good quality neighborhood center located in the southern Orlando MSA in Kissimmee. The center has a prominent comer location and was in good overall condition at the time of sale.

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                                  CB COMMERCIAL

                                                             RETAIL SALE       2
================================================================================

Location Data
       Property Name:                            Merritt Crossing Shopping
                                                  Center
       Location:                                 SWQ Courtenay Pkwy, and
                                                  Crockett Drive
       City:                                     Merritt Island
       County:                                   Brevard
       State/Zip:                                Florida
       Assessor's Parcel No(s):                  24-3~23-BX-.07
       Atlas Reference:                          N/A

Physical Data
        Type:                                    Neighborhood
        Land Area:                               15.89 Acres
        Excess Land:                             N/A
        Gross Leasable Area:
          Anchors:
             Publix                              38,250 SF
             Eckerd                              10,368 SF
            Local Tenant GLA:                    41,109 SF
            Anchor Tenant GLA:                   48,618 SF
            Total GLA:                           89,727 SF
            GLA Purchased:                       89,727 SF
        Year Built:                              1984
        Parking:                                 Adequate
        Condition:                               Average
        Exterior Walls:                          Masonry

Sale Data
       Transaction Type:                         Sale
       Date of Transaction:                      08/95
       Marketing Time:                           10 months
       Grantor:                                  USM Real Estate Company
       Grantee:                                  Noble Properties II, Ltd.
       Document No.:                             3494/3759
       Sale Price:                               $3,100,000
       Financing:                                Cash to Seller
       Cash Equivalent Price:                    $3,100,000
       Required Capital Cost:                    $0
       Adjusted Sales Price:                     $3,100,000
       Verification:                             Neil Efron, Grantor

Financial Data
        Assumptions & Forecast:                  Buyer
        Occupancy at Sale:                       89%
       Existing or Pro Forma Income:             Pro Forma
                                                    TOTAL        P.S.F.
       Potential Gross Income:                     --------      ------
                                                   $533,195      $5.94
       Vacancy and Credit Loss:                     $53,320      $0.59
       Effective Gross Income:                     $479,876      $5.35
       Expenses:                                   $147,922      $1.65
       Net Operating Income:                       $331 954      $3.70

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                                  CB COMMERCIAL

                                                             RETAIL SALE       2
================================================================================

Analysis
      Buyers Underwriting Criteria:             Direct Cap
      Overall Capitalization Rate (OAR):        10.71 %
      Projected IRR:                            N/A
      Effective Gross Multiplier (EGIM):        6.46
      Operating Expense Ratio (OER):            30.83 %
      Price Per Square Foot:                    $34.55

Comments
      Publix agreed to remodel their store during the upcoming year at their own expense, with a budget of approximately $1.9 million. At the time of sale, the project had five vacant bays, totaling 10,132 S.F., indicating an 11.3% vacancy rate. This sale does not include the Burger king and Amoco outparcels.

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                                  CB COMMERCIAL

                                                             RETAIL SALE       3
================================================================================

Location Data
        Property Name:                          Northgate. Shopping Center
        Location:                               1874-1974 North Wickham Road
        City:                                   Melboume
        County:                                 Brevard
        State/Zip:                              Florida
        Assessor's Parcel No(s):                N/A
        Atlas Reference:                        N/A

Physical Data
        Type:                                   Community
        Land Area:                              13.84 Acres
        Excess Land:                            N/A
        Gross Leasable Area:
                                                102,588 SF
           Local Tenant GLA:                    29,880 SF
           Anchor Tenant GLA:                   102,588 SF
           Total GLA:                           132,468 SF
           GLA Purchased:                       132,468 SF
        Year Built:                             1982
        Parking:                                N/A
        Condition:                              Good
        Exterior Walls:                         Masonry

Sale Data
       Transaction Type:                        Sale
       Date of Transaction:                     02/94
       Marketing Time:                          12 months
       Grantor:                                 Massachusetts Mutual Life
                                                 Insurance Co.
       Grantee:                                 Kimco Melbourne GIG, Inc.
       Document No.:                            3374/390
       Sale Price:                              $3,575,000
       Financing:                               Cash to Seller
       Cash Equivalent Price:                   $3,575,000
       Required Capital Cost:                   $0
       Adjusted Sales Price:
       Verification:                            $3,575,000
                                                Dan Baker, CB Commercial

Financial Data
        Assumptions & Forecast:                 Buyer
        Occupancy at Sale:                      96.57%
        Existing or Pro Forma Income:           Pro Forma
                                                    TOTAL        P.S.F.
                                                   --------      ------
        Potential Gross Income:                    $696,233      $5.26
        Vacancy and Credit Loss:                    $34,812      $0.26
        Effective Gross Income:                    $661 421      $4.99
        Expenses:                                  $221,448      $1.67
        Net Operating Income:                      $439,973      $3.32

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                                  CB COMMERCIAL

                                                             RETAIL SALE       3
================================================================================

Analysis
       Buyers Underwriting Criteria:             Direct Cap and DCF
       Overall Capitalization Rate (OAR):        12.31 %
       Projected IRR:                            N/A
       Effective Gross Multiplier (EGIM):        5.41
       Operating Expense Ratio (OER):            33.48 %
       Price Per Square Foot:                    $26.99

Comments
       This project is a solid community shopping center which has consistently reflected high occupancy. The center has a prominent location in a growing population base and the improvements were in good overall condition at the time of sale.

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                                  CB COMMERCIAL

                                                             RETAIL SALE       4
================================================================================

Location Data
        Property Name:                             Daytona Plaza
        Location:                                  NWC Of Volusia Avenue and
                                                    Clyde Morris Blvd.
        City:                                      Daytona Beach
        County:                                    Volusia
        State/Zip:                                 Florida
        Assessor's Parcel No(s):                   N/A
        Atlas Reference:                           N/A

Physical Data
        Type:                                      Neighborhood
        Land Area:                                 14.40 Acres
        Excess Land:                               N/A
        Gross Leasable Area:
          Anchors:
              K Mart                               116,907 SF
             Local Tenant GLA:                     24,347 SF
             Anchor Tenant GLA:                    116,907 SF
             Total GLA:                            141,254 SF
             GLA Purchased:                        141,254 SF
        Year Built..                               1970
        Parking:                                   N/A
        Condition:                                 Fair
        Exterior Walls:                            Masonry

Sale Data
       Transaction Type:                           Sale
       Date of Transaction:                        01/94
       Marketing Time:                             14 months
       Grantor:                                    Daytona Plaza Associates, Ltd
       Grantee:                                    Glimcher Centers, Ltd.
       Document No.:                               3894/1202
       Sale Price:                                 $4,136,000
       Financing:                                  Cash to Seller
       Cash Equivalent Price:                      $4,136,000
       Required Capital Cost:                      $0
       Adjusted Sales Price:                       $4,136,000
       Verification:                               Sally Dunker, Rep Of Grantee

Financial Data
        Assumptions & Forecast:                    Buyer
        Occupancy at Sale:                         100%
       Existing or Pro Forma Income:               Pro Forma
                                                        TOTAL         P.S.F.
                                                       --------       -----
       Potential Gross Income:                         $608,422       $4.31
       Vacancy and Credit Loss:                         $30,421       $0.22
       Effective Gross Income:                         $578,001       $4.09
       Expenses:                                       $171,000       $1.21
       Net Operating Income:                           $407,001       $2.88

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                                  CB COMMERCIAL

                                                             RETAIL SALE       4
================================================================================

Analysis
       Buyers Underwriting Criteria:             Direct Cap and DCF
       Overall Capitalization Rate (OAR):        9,84 %
       Projected IRR:                            N/A
       Effective Gross Multiplier (EGIM):        7.16
       Operating Expense Ratio (OER):            29.58 %
       Price Per Square Foot:                    $29.28

Comments
       K Mart is in their first option period at $2.42 per square foot, with no expense pass-throughs and has generally gross sales of approximately $20.8 million, or $178 per square foot. K Mart is also responsible for approximately $100,000 in overage rent or an additional $86 per square foot.

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                                  CB COMMERCIAL

                                                             RETAIL SALE       5
================================================================================

Location Data

        Property Name:                            Indian River Plaza
        Location:                                 NWC Of State Road 50 and
                                                   Coquina Avenue
        City:                                     Titusville
        County:                                   Brevard
        State/Zip:                                Florida
        Assessor's Parcel No(s):                  N/A
        Atlas Reference:                          N/A

Physical Data
        Type:                                     Neighborhood
        Land Area:                                8.93 Acres
        Excess Land:                              N/A
        Gross Leasable Area:
          Anchors:
              Winn Dixie                          28,900 SF
              Eckerd Drugs                        10,330 SF
            Local Tenant GLA:                     34,147 SF
            Anchor Tenant GLA:                    39,230 SF
            Total GLA:                            73,377 SF
            GLA Purchased:                        73,377 SF
        Year Built:                               1963
        Parking:                                  N/A
        Condition:                                Average
        Exterior Walls:                           Masonry

Sale Data
        Transaction Type:                         Sale
        Date of Transaction:                      07/93
        Marketing Time:                           18 months
        Grantor:                                  Sun Bank, NA
        Grantee:                                  Noble Properties, Ltd.
        Document No.:                             3303/4445
        Sale Price:                               $2,650,000
        Financing:                                Cash to Seller
        Cash Equivalent Price:                    $2,650,000
        Required Capital Cost:                    $0
        Adjusted Sales Price:                     $2,650,000
        Verification:                             Joel Hart, Noble Management

Financial Data
        Assumptions & Forecast:                   Buyer
        Occupancy at Sale:                        96%
        Existing or Pro Forma Income:             Existing
                                                        TOTAL         P.S.F.
                                                       --------       ------
        Potential Gross Income:                        $507,474       $6.92
        Vacancy and Credit Loss:                        $25,374       $0.35
        Effective Gross Income:                        $482,100       $6.57
        Expenses:                                      $167,000       $2.28
        Net Operating Income:                          $315,100       $4.29

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                                  CB COMMERCIAL

                                                             RETAIL SALE       5
================================================================================

Analysis
        Buyers Underwriting Criteria:             Direct Cap
        Overall Capitalization Rate (OAR):        11.89 %
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        5.50
        Operating Expense Ratio (OER):            34.64 %
        Price Per Square Foot:                    $36.11

Comments
        The center previously sold in 1988 for $5,200,000*. The center was taken back by the lender in 1991. This indicates a marketing period of approximately 18 months. This project was renovated in 1986 and was in average condition at the time of sale.

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                                  CB COMMERCIAL

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                                                   ADDENDUM D RENTAL COMPARABLES
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                                   Addendum D

                               RENTAL COMPARABLES

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                                                        RETAIL RENT COMPARABLE 1
================================================================================

Location Data
       Property Name:                            Florida Shores Plaza
       Location:                                 1838 S. Ridgewood Avenue
       City:                                     Edgewater
       County:                                   Volusia
       State/Zip:                                Florida
       Assessors Parcel No(s):                   N/A
       Atlas Reference:                          N/A

Physical Data
       Type:                                     Neighborhood
       Gross Leaseable Area:                     79,000 SF
       Year Built:                               1984
       Exterior Walls:                           Masonry
       Condition:                                Average
       Anchor Tenant:                            Winn Dixie, Eckerd Drug
       Parking:                                  Adequate

Lease Data
        Occupancy:
        Local:                                   70%
        Overall:                                 93%
       Typical Size:                             1,800 SF
       Term:                                     3-5 years
       Base Rent Per Square Foot:                $9.00/SF Avg.
       Rent Escalations:                         Stepped/CPI
       Basis:                                    Triple Net
       Expense Pass-Through:                     $2.65/SF
       Free Rent (months):                       None
       Tenant Improvement:                       $1 .00-$2.00/SF
       Leasing Agent:                            Scott Copeland
       Phone No.:                                (904)4284002
       Survey Date:                              5/96

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                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 1
================================================================================

Comments
        This is a neighborhood shopping center with two anchor tenants; a Winn Dixie Marketplace Supermarket and an Eckerd Drug store. The center is located in the northern Edgewater area at the southwest comer of U.S. 1 and Indian River Boulevard (S.R. 442). This is a good quality project with good visibility and anchor tenants. It was also reported that Winn Dixie's rent was approximately $6.00 per square foot and the rent for Eckerd Drug was $7.50 per square foot, both on a net basis.

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                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 2
================================================================================

Location Data
       Property Name:                            SMYRNA Creek Plaza
       Location:                                 95 North Causeway
       City:                                     New SMYRNA Beach
       County:                                   Volusia
       State/Zip:                                Florida
       Assessors Parcel No(s):                   N/A
       Atlas Reference:                          N/A

Physical Data
       Type:                                     Neighborhood
       Gross Leaseable Area:                     63,756 SF
       Year Built:                               1983
       Exterior Walls:                           Masonry
       Condition:                                Average
       Anchor Tenant:                            Food Lion
       Parking:                                  Adequate

Lease Data
       Occupancy:
        Local:                                   93%
        Overall:                                 96%
       Typical Size:                             1,800 SF
       Term:                                     3-5 years
       Base Rent Per Square Foot:                $8.00/SF
       Rent Escalations:                         Stepped/CpI
       Basis:                                    Triple Net
       Expense Pass-Through:                     $2.25/SF
       Free Rent (months):                       None
       Tenant Improvement:                       $1 .00-$2.00/SF
       Leasing Agent:                            Equity Fund Advisors
       Phone No.:                                (407)8694373
       Survey Date:                              5/96

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                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 2
================================================================================

Comments
        This is a neighborhood shopping center a Food Lion Supermarket as anchor tenant. The center is located in northern New SMYRNA Beach along the north side of North Causeway (S.R. 44) just east of the downtown area. This is an average quality project with good visibility and anchor tenant.

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                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 3
================================================================================

Location Data
       Property Name:                            Beach Plaza
       Location:                                 411 E. Third Avenue
       City:                                     New SMYRNA Beach
       County:                                  Volusia
       State/Zip:                                Florida
       Assessor's Parcel No(s):                  N/A
       Atlas Reference:                          N/A

Physical Data
       Type:                                    Neighborhood
       Gross Leaseable Area:                    47,800 SF
       Year Built:                              1982
       Exterior Walls:                          Masonry
       Condition:                               Average
       Anchor Tenant:                           Winn Dixie
       Parking:                                 Adequate

Lease Data
      Occupancy:
        Local:                                   100%
        Overall:                                 100%
       Typical Size:                             1,500 SF
       Term:                                     3-5 years
       Base Rent Per Square Foot:                $9.00/SF Avg.
       Rent Escalations:                         Negotiable
       Basis:                                    Triple Net
       Expense Pass-Through:                     $1 .25/SF
       Free Rent (months):                       None
       Tenant Improvement:                       $2.00/SF
       Leasing Agent:                            Charles Wayne Properties
       Phone No.:                                (904)238-3600
       Survey Date:                              5/96

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                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 3
================================================================================

Comments
     This is a neighborhood shopping center which formerly had a Winn Dixie Supermarket as the anchor tenant. Winn Dixie recently moved to a new location on Canal Street west of the downtown area of New Sm yma Beach but continues to pay rent at $6.65 per square foot net, until a replacement tenant is leased. The current asking rent for this space is $6.50 per square foot. The center is located in northeast New SMYRNA Beach along the south side of South Causeway (3rd Ave.), east of the downtown area. This is an average quality project with average visibility.

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                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 4
================================================================================

Location Data
       Property Name:                            Indian River Village
       Location:                                 765 E. Third Avenue
       City:                                     New SMYRNA Beach
       County:                                   Volusia
       State/Zip:                                Florida
       Assessor's Parcel No(s):                  N/A
       Atlas Reference:                          N/A

Physical Data
       Type:                                     Community
       Gross Leaseable Area:                     116,000 SF
       Year Built:                               1976
       Exterior Walls:                           Masonry
       Condition:                                Average
       Anchor Tenant:                            Publix, Eckerd, Bealls
       Parking:                                  Adequate

Lease Data
       Occupancy:
        Local:                                   90%
        Overall:                                 97%
       Typical Size:                             1,500 SF
       Term:                                     3-5 years
       Base Rent Per Square Foot:                $9.00/SF Avg.
       Rent Escalations:                         Stepped/CPI
       Basis:                                    Triple Net
       Expense Pass-Through:                     $1.75/SF
       Free Rent (months):                       None
       Tenant Improvement:                       $1 .0~$2.00/SF
       Leasing Agent:                            Sutton Properties
       Phone No.:                                (813)347-9221
       Survey Date:                              5/96

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 4
================================================================================

Comments
     This is a community shopping center with a Publix Supermarket, Eckerd Drug and a Bealls as the anchor tenants. The center is located in northeast New SMYRNA Beach along the south side of South Causeway (3rd Ave.), east of the downtown area. This is an older, average quality project with good visibility.

Photograph
--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 5
================================================================================

Location Data
       Property Name:                            Ocean Village Square
       Location:                                 4178 South Atlantic Avenue
       City:                                     New SMYRNA Beach
       County:                                   Volusia
       State/Zip:                                Florida

       Assessor's Parcel No(s):                  N/A
       Atlas Reference:                          N/A

Physical Data
       Type:                                     Neighborhood
       Gross Leaseable Area:                     60,632 SF
       Year Built:                               1990
       Exterior Walls:                           Masonry
       Condition:                                Average
       Anchor Tenant:                            Food Lion, Rite Aid
       Parking:                                  Adequate

Lease Data
     Occupancy:
        Local:                                   86%
        Overall:                                 94%
       Typical Size:                             1,500 SF
       Term:                                     3-5 years
       Base Rent Per Square Foot:                $9.00/SF Avg.
       Rent Escalations:                         Stepped/CPI
       Basis:                                    Triple Net
       Expense Pass-Through:                     $2.29/SF
       Free Rent (months):                       None
       Tenant Improvement:                       $2.00/SF
       Leasing Agent:                            Main Street Investments
       Phone No.:                                (407)72~8938
       Survey Date:                              5/96

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                        RETAIL RENT COMPARABLE 5
================================================================================

Comments
        This is a newer neighborhood shopping center with a Food Lion Supermarket and a Rite Aid Drug store as the anchor tenants. The center is located in southeast New SMYRNA Beach along the west side of South Atlantic Avenue (S.R. Al A), southeast of the downtown area. This is a newer, good quality project with good visibility from its comer location.

Photograph
--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

--------------------------------------------------------------------------------
                                                    Addendum E LEGAL DESCRIPTION
--------------------------------------------------------------------------------

                                   Addendum E

                                LEGAL DESCRIPTION

--------------------------------------------------------------------------------

                                LEGAL DESCRIPTION

ALL BLOCKS 1 AND 2; THAT PART OF BLOCK 5, AND LOTS 1 TO 9 INCLUSIVE, BLOCK 4 LYING EAST OF U.S. NO. 1 HIGHWAY (SOUTH DIXIE FREEWAY) EDSONRIDGE SUBDIVISION UNIT NO. 2, ACCORDING TO THE PLAT THEREOF AS RECORDED IN MAP BOOK 19, PAGE 96, OF THE PUBLIC RECORDS OF VOLUSIA COUNTY, FLORIDA, AND THAT PART OF ORANGE STREET ABANDONED LYING EAST OF U.S. NO. 1 HIGHWAY AND LYING BETWEEN BLOCKS 1 AND 2, AND BLOCKS 4 AND 5, SAID EDSONRIDGE SUBDIVISION, THAT PART OF SEVENTH STREET ABANDONED LYING EAST OF U.S. NO. 1 HIGHWAY, LYING BETWEEN BLOCKS 1 AND 4, BETWEEN BLOCK 2 AND 5, AND THAT PART IN THE INTERSECTION OF ORANGE STREET AND SEVENTH STREET, SAID EDSONRIDGE SUBDIVISION AND THAT PART OF CYPRESS STREET LYING EAST OF U.S. NO. 1 HIGHWAY AND SOUTH OF SIXTH STREET, EDSONRIDGE SUBDIVISION, ALSO DESCRIBED AS:

BEGIN AT THE NORTHEAST CORNER OF LOT 1, BLOCK 1, EDSONRIDGE SUBDIVISION NO. 2, ACCORDING TO THE PLAT THEREOF AS RECORDED IN MAP BOOK 19, PAGE 96, OF THE PUBLIC RECORDS OF VOLUSIA COUNTY, FLORIDA; THENCE SOUTH 21(Degrees)10'41" EAST ALONG THE EAST LINE OF BLOCKS 1 AND 4, 1,376.10 FEET; THENCE SOUTH 18(Degrees)53'41" EAST 51.6 FEET TO THE SOUTHEASTERLY MOST CORNER OF LOT 9, BLOCK 4, OF SAID EDSONRIDGE SUBDIVISION UNIT NO. 2 THENCE 57(Degrees)23'19" WEST ALONG THE SOUTHERLY LINE OF SAID LOT 9, BLOCK 4, A PORTION OF WHICH ALSO BEING ALONG THE EASTERLY RIGHT OF WAY LINE OF U.S. HIGHWAY NO. 1, A DISTANCE OF 68.74 FEET TO A POINT ON A CIRCULAR CURVE CONCAVED NORTHEASTERLY, HAVING A RADIUS OF 1860.08 FEET AND TO WHICH POINT A RADIAL LINE BEARS S 35(Degrees)07'29" WEST; THENCE NORTHWESTERLY ALONG THE EASTERLY RIGHT OF WAY LINE OF U.S. HIGHWAY NO. 1 AND ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 90810 A DISTANCE OF
296.60 FEET TO A POINT LYING ON THE EASTERLY LINE OF LOT 5, BLOCK 5 OF SAID EDSONRIDGE SUBDIVISION UNIT NO. 2, AND TO WHICH POINT A RADIAL LINE BEARS S 44(Degrees)15'39" WEST; THENCE N 21(Degrees)10'41" WEST ALONG SAID EASTERLY RIGHT OF WAY LINE AND THE EASTERLY LINE OF SAID LOT 5 A DISTANCE OF 66.60 FEET; THENCE S71(Degrees)23'19" WEST ALONG SAID EASTERLY RIGHT OF WAY LINE AND THE NORTHERLY LINE OF SAID LOT 5 A DISTANCE OF 29.45 FEET TO A POINT ON A CIRCULAR CURVE CONCAVED NORTHEASTERLY HAVING A RADIUS OF 1860.08 FEET, AND TO WHICH POINT A RADIAL LINE

BEARS S46(Degrees)32'28" WEST; THENCE NORTHWESTERLY ALONG SAID EASTERLY RIGHT OF WAY LINE AND ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 16(Degrees)15'32", AN ARC DISTANCE OF 527.84 FEET TO POINT WHICH A RADIAL LINE BEARS S62(Degrees)48'00" WEST; THENCE N20(Degrees)37'21" WEST ALONG SAID EASTERLY RIGHT OF WAY LINE A DISTANCE OF 595.46 FEET TO THE SOUTH RIGHT OF WAY LINE OF SIXTH STREET; THENCE ALONG SAID SOUTH RIGHT OF WAY LINE 367.3 FEET TO THE POINT OF BEGINNING, OTHERWISE DESCRIBED AS THAT PART OF EDSONRIDGE SUBDIVISION NO. 2 AS RECORDED IN MAP BOOK 19, PAGE 96, PUBLIC RECORDS OF VOLUSIA COUNTY, FLORIDA, INCLUDING SEVENTH STREET, ORANGE STREET AND CYPRESS STREET (SAID STREETS HAVING BEEN VACATED), EXCEPT PROPERTY CONVEYED TO CITY OF NEW SMYRNA BEACH DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF LOT 1, BLOCK 1, EDSONRIDGE SUBDIVISION, MAP BOOK 19, PAGE 96, NEW SMYRNA BEACH, VOLUSIA COUNTY, FLORIDA, THENCE SOUTH 21(Degrees)10'41" EAST ALONG THE EASTERLY PROPERTY LINE OF LOTS 1 THROUGH 9, INCLUSIVE, BLOCK 1, OF SAID EDSONRIDGE SUBDIVISION A DISTANCE OF 579.00 FEET; THENCE SOUTH 70(Degrees)01'19 WEST ALONG THE SOUTHERLY LOT LINE OF LOT 9, A DISTANCE OF 38.90 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 21(Degrees)10'41" EAST ALONG EXISTING CHAIN LINK FENCE A DISTANCE OF 2.28 FEET TO FACE OF BUILDING; THENCE SOUTH 68(Degrees)49'19" WEST ALONG FACE OF BUILDING A DISTANCE OF 8.00 FEET; THENCE NORTH 21(Degrees)10'41" WEST ALONG CHAIN LINK FENCE A DISTANCE OF 17.00 FEET; THENCE NORTH 68(Degrees)49'19" EAST ALONG CHAIN LINK FENCE A DISTANCE OF 8.0 FEET; THENCE SOUTH 21(Degrees)10,41" EAST ALONG CHAIN LINK FENCE A DISTANCE OF 14.72 FEET TO POINT OF BEGINNING, BEING THE SITE OF LIFT STATION.

--------------------------------------------------------------------------------
                                                           ADDENDUM DEMOGRAPHICS
--------------------------------------------------------------------------------

                                   Addendum F

                                  DEMOGRAPHICS

--------------------------------------------------------------------------------

                               Atlas Market Quest
                               Market Stats Report

CBC - C175-48                                                                                     Page 1 of 9
Area 1 = US 1/10th St, New SMYRNA Beach, FL I Mil                                                     5/20/96
Area 2 = US 1/10th St, New SMYRNA Beach, FL 3 Mil
Area 3 = US 1/10th St, New SMYRNA Beach, FL 5 Mil

-------------------------------------------------------------------------------------------------------------
Description                                                     Area 1             Area 2             Area 3


-------------------------------------------------------------------------------------------------------------
1995 Socio-Economic Measure:                                       24                 38                  42

1995 Employment:                                                1,108              7.549               9.183

Population:
    2000 Projection                                             2,603             29,983              49.248
    1995 Estimate                                               2.505             28,040              44.840
    1990 Census                                                 2.359             25.480              39,486
    1990- 1995% Change (Growth)                                  6.2%              10.0%               13.6%

    1990 Group Quarters Population                                  1                204                 249

1995 % Population by Race:
    White                                                       97.4%              93.1%               95.1%
    Black                                                        2.0%               6.1%                4.0%
    American Indian, Eskimo & Aleut                              0.1%               0.3%                0.3%
    Asian or Pacific Islander                                    0.5%               0.5%                0.5%
    Other                                                        0.1%               0.1%                0.1%

    Hispanic                                                     1.8%               1.2%                1.2%

1990 % Population by Race:
    White                                                       96.7%              92.4%               94.6%
    Black                                                        2.6%               6.9%                4.6%
    American Indian, Eskimo & Aleut                              0.1%               0.2%                0.2%
    Asian or Pacific Islander                                    0.4%               0.4%                0.4%
    Other                                                        0.1%               0.1%                0.1%

    Hispanic                                                     1.4%               1.0%                1.1%

1995 % Population by Sex:
    Male                                                        45.5%              47.0%               47.6%
    Female                                                      54.2%              53.0%               52.4%

1990 % Population by Sex:
    Male                                                        45.4%              47.0%               47.6%
    Female                                                      54.6%              53.0%               52.4%

 2000  Pop per Square Mile (Pop Density)                      1,174.5            1,179.8              868.5%
 1995  Pop per Square Mile (Pop Density)                      1,130.3            1,103.4              790.7%
 1990  Pop per Square Mile (Pop Density)                      1,064.4            1,002.6              696.3%
Area (Square Miles)                                               2.2               25.4               56.7%
Area (Square Kilometers)                                          5.7               65.8              146.9%

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas Market Quest
                               Market Stats Report

CBC-Cl750-48                                                                                       Page 2 of 9
Area I = US 1/10th St, New SMYRNA Beach, FL I Mil                                                      5/20/96
Area 2 = US 1/10th St, New SMYRNA Beach, FL 3 Mil
Area 3 = US 1/10th St, New SMYRNA Beach, FL 5 Mil


---------------------------------------------------------------------------------------------------------------
Description                                                       Area 1              Area 2             Area 3


---------------------------------------------------------------------------------------------------------------
Households:
    2000 Projection                                                1,192              13,437             20,959
    1995 Estimate                                                  1,154              12,624             19,276
    1990 Census                                                    1,093              11,519             17,152
    1990- 1995 %Change(Growth)                                      5.6%                9.6%              12.4%

 2000  Average Household Size                                       2.18                2.22               2.34
 1995  Average Household Size                                       2.17                2.21               2.31
 1990  Average Household Size                                       2.16                2.19               2.29

 2000  Per Capita Income                                         $15,888              16,735             16.803
 1995  Per Capita Income                                         $14.172              14,792             14,952
 1990  Per Capita Income                                         $12,103              12,987             13,258

 2000  Median Family Income                                      $32,567              34,388             36,062
 1995  Median Family Income                                      $29,288              30,408             31,981
 1990  Median Family Income                                      $26,106              26,783             28.270

 2000  Median Household Income                                   $25,302              28.936             31,216
 1995  Median Household Income                                   $22,754              25,587             27,683
 1990  Median Household Income                                   $20,282              22.537             24,471

 2000  Average Household Income                                  $34.681              37,090             39,283
 1995  Average Household Income                                  $30.750              32,618             34.587
 1990  Average Household Income                                  $26,975              28,420             30.299

1995 % Household Income:
    $0 - $9,999                                                    18.0%               14.8%              12.4%
    S10,000-S14,999                                                14.2%               11.3%              10.3%
    $15,000-$24,999                                                22.8%               22.9%              22.3%
    $25,000-$34,999                                                15.2%               17.7%              18.4%
    $35,000-$49,999                                                13.9%               16.5%              18.3%
    $50,000-$74,999                                                 9.0%               10.8%              11.7%
    $75,000-$99,999                                                 4.2%                3.7%               3.8%
    $100,000-$ 149,999                                              1.7%                1.5%               1.7%
    $150,000+                                                       1.0%                0.9%               1.0%

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

--------------------------------------------------------------------------------
                                                      ADDENDUM G PROJECT REPORTS
--------------------------------------------------------------------------------

                                   Addendum G

                            PROJECT CASH FLOW REPORT

                           PROJECT ASSUMPTIONS REPORT

         PROJECT LEASE ABSTRACT REPORT & RENT ROLL

                              MARKET ANALYSIS FORM

--------------------------------------------------------------------------------

                         NEW SMYRNA BEACH SHOPPING PLAZA
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 6/1/96 FOR 11 YEARS

                        FY1997      FY1998     FY1999      FYZODO     FY2OO1      FY2002
INCOME

MINIMUM RENT:
ALL TENANTS             542,732     587,509    699,085     733,614    752,250     729,449
                     ---------- ---------- ----------- ----------- ---------- -----------

TOTAL MINIMUM RENT      542,732     587,509    699,085     733,614    752,250     729,449

RECOVERIES:
REAL ESTATE TAX          17,906     21,850      34,125      35,947     35,883      35,748
CAM +15% ADMN.           23,789     29,003      45,544      47,988     47,877      47,910
INSURANCE                 5,512      7,045      11,501      12,130     12,073      11,985
COMMON AREA MAINT.          395        503         568         587        608         423
                     ---------- ---------- ----------- ----------- ---------- -----------
TOTAL RECOVERIES         47,602     58,401      91,738      96,652     96,441      96,066

OVERAGE RENT              2,894      1,688           0           0          0           0

SALES VOLUME (000)        2,589      1,755       2,680       2,727      2,775       2,296
                     ---------- ---------- ----------- ----------- ---------- -----------
GROSS RENTAL
 INCOME                 593,228    647,598     790,823     830,266    848,691     825,515
CREDIT LOSS             (14,808)   (16,983)    (22,712)    (24,290)   (25,027)    (24,100)
                     ---------- ---------- ----------- ----------- ---------- -----------

TOTAL INCOME            578,420    630,615     768,111     805,976    823,664     801,415

EXPENSES

UTILITIES                18,364     19,007      19,672      20,360     21,073      21,811
ADMINISTRATIVE            5,093      5,271       5,456       5,647      5,845       6,049
MAINTENANCE              40,756     42,182      43,659      45,187     46,768      48,405
INSURANCE                18,364     19,007      19,672      20,360     21,073      21,811
REAL ESTATE TAX          50,222     51,980      53,799      55,682     57,631      59,648
MANAGEMENT FEE           26,029     28,378      34,565      36,269     37,065      36,064
                     ---------- ---------- ----------- ----------- ---------- -----------
TOTAL EXPENSES          158,828    165,825     176,823     183,505    189,455     193,788
                     ---------- ---------- ----------- ----------- ---------- -----------
NET OPERATING
 INCOME                 419,592    464,790     591,288     622,471    634,209     607,627
ALTERATIONS             198,343     46,191       5,862       1,081      3,971      19,689
COMMISSIONS              10,148     28,305       4,544         836      3,040      14,013
RESERVES                 20,100     20,804      21,532      22,285     23,065      23,872
                     ---------- ---------- ----------- ----------- ---------- -----------
CASH FLOW               191,001    369,490     559,350     598,269    604,133     550,053

                        FY2003      FY2004     FY2005      FY2O06      FY2OO7
INCOME

MINIMUM RENT:
ALL TENANTS             734,933     779,682    810,469     779,693     757,239
                     ---------- ----------- ---------- ----------- -----------

TOTAL MINIMUM RENT      734,933     779,682    810,469     779,693     757,239

RECOVERIES:
REAL ESTATE TAX          37,435      43,313     44,771      51,028      55,462
CAM +15% ADMN.           49,928      57,859     59,806      68,527      74,221
INSURANCE                12,564      14,675     15,165      17,831      18,205
COMMON AREA MAINT.           651         674        698         481         747
                     ---------- ----------- ---------- ----------- -----------
TOTAL RECOVERIES        100,578     116,521    120,440     137,867     148,635

OVERAGE RENT                  0           0          0           0           0

SALES VOLUME (000)        2,454       2,929      2,984       3,040       2,074
                     ---------- ----------- ---------- ----------- -----------
GROSS RENTAL
 INCOME                 835,511     896,203    930,909     917,560     905,874
CREDIT LOSS             (24,500)    (26,927)   (28,316)    (32,242)    (36,235)
                     ---------- ----------- ---------- ----------- -----------

TOTAL INCOME            811,011     869,276    902,593     885,318     869,639

EXPENSES

UTILITIES                22,574      23,364     24,182      25,028      25,904
ADMINISTRATIVE            6,261       6,480      6,707       6,942       7,184
MAINTENANCE              50,099      51,853     53,668      55,546      57,490
INSURANCE                22,574      23,364     24,182      25,028      25,904
REAL ESTATE TAX          61,736      63,896     66,133      68,447      70,843
MANAGEMENT FEE           36,496      39,117     40,617      39,839      39,134
                     ---------- ----------- ---------- ----------- -----------
TOTAL EXPENSES          199,740     208,074    215,489     220,830     226,459
                     ---------- ----------- ---------- ----------- -----------
NET OPERATING
 INCOME                 611,271     661,202    687,104     664,488     643,180
ALTERATIONS              55,667       4,096      1,899      32,460      81,399
COMMISSIONS              33,850       3,101      1,426      23,125      50,723
RESERVES                 24,708      25,573     26,468      27,394      28,353
                     ---------- ----------- ---------- ----------- -----------
CASH FLOW               497,046     628,432    657,311     581,509     482,705

                         NEW SMYRNA BEACH SHOPPING PLAZA
                            MNEMONIC REFERENCE TABLE

AREA MEASURES
-------------

GLA  - GROSS LEASEABLE AREA

GROWTH RATES
-------------

RENT - RENT GROWTH
EXP  - EXPENSE GROWTH
NCOM - NEW TENANT COMMISSIONS
RCOM - RENEWAL COMMISSIONS
BCOM - BLENOED COMMISSIONS

MARKET RATES
-------------

MKT1 - ANCHOR TENANT MARKET RENT
MKT3 - LOCAL TENANT MARKET RENT
WT1  - NEW TENANT IMPROVEMENTS
RT1  - RENEWAL TENANT IMPROVEMENTS
BT1  - BLENDED TENANT IMPROVEMENTS
MKT2 - ANCHOR TENANT MARKET RENT

EXPENSES
-------------
UTIL - UTILITIES
ADMN - ADMINISTRATIVE
MAIM - MAINTENANCE
INS  - INSURANCE
RETX - REAL ESTATE TAX
CAM  - COMMON AREA CHARGE
CM15 - CAM + 5% ADMINISTRATIVE CHARGE

                         NEW SMYRNA BEACH SHOPPING PLAZA
                           PROJECT ASSUMPTIONS REPORT
                               EXCLUDING TENANTS

BUILDING PROLOGUE

LEASEHOLD ANALYSIS OF NEW SMYRNA BEACH SHOPPING PLAZA BEGINNING 611996 FOR 12 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES

GLA
DESCRIBED AS GROSS LEASEABLE AREA
1996 VALUE       100,430
THEREAFTER - CONSTANT

GROWTH RATES

RENT
DESCRIBED AS RENT GROWTH
1996 VALUE -        3.00
THEREAFTER - CONSTANT

EXP
DESCRIBED AS EXPENSE GROWTH
1996 VALUE -        3.50
THEREAFTER - CONSTANT

NCOM
DESCRIBED AS NEW TENANT COMMISSIONS
1996 VALUE -        5.00
THEREAFTER - CONSTANT

RCOM
DESCRIBED AS RENEWAL COMMISSIONS
1996 VALUE -        2.50
THEREAFTER - CONSTANT

BCOM
DESCRIBED AS BLENDED COMMISSIONS
+30.0% OF NCOM +70.0% OF RCOM

MARKET RATES

MKT1
DESCRIBED AS ANCHOR TENANT MARKET RENT
1996 VALUE -        5.00
THEREAFTER - GROWING AT GROWTH RATE RENT

MKT2
DESCRIBED AS LOCAL TENANT MARKET RENT
1996 VALUE -        7.50
THEREAFTER - GROWING AT GROWTH RATE RENT

NTI
DESCRIBED AS NEW TENANT IMPROVEMENTS
1996 VALUE -        2.00
THEREAFTER - GROWING AT GROWTH RATE EXP

RTI
DESCRIBED AS RENEWAL TENANT IMPROVEMENTS
1996 VALUE -        1.00
THEREAFTER - GROWING AT GROWTH RATE EXP

BTI
DESCRIBED AS BLENDED TENANT IMPROVEMENTS +30.O% OF NTI +70.0% OF RTI DESCRIBED AS ANCHOR TENANT MARKET RENT
1996 VALUE -        0.00
THEREAFTER - GROWING AT GROWTH RATE RENT

MISCELLANEOUS INCOMES

NONE

EXPENSES

UTILITIES            , REFERRED TO AS UTIL
DESCRIBED AS UTILITIES
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -               18,100
THEREAFTER - GROWING AT GROWTH RATE EXP

ADMINISTRATIVE    ,  REFERRED TO AS ADMN
DESCRIBED AS ADMINISTRATIVE
CHARGED AGAINST NET OPERATING INCOME

1996 VALUE -       5,020
THEREAFTER - GROWING AT GROWTH RATE EXP

MAINTENANCE        , REFERRED TO AS MAIN
DESCRIBED AS MAINTENANCE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -       40,170
THEREAFTER - GROWING AT GROWTH RATE EXP

INSURANCE             REFERRED TO AS INS
DESCRIBED AS INSURANCE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -       18,100
THEREAFTER - GROWING AT GROWTH RATE EXP

REAL ESTATE TAX   , REFERRED TO AS RETX
DESCRIBED AS REAL ESTATE TAX
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -       49,500
THEREAFTER - GROWING AT GROWTH RATE EXP

COMMON AREA MAINT., REFERRED TO AS CAM
DESCRIBED AS COMMON AREA CHARGE
AN INFORMATIONAL EXPENSE
+100.0% OF UTIL+100.0% OF MAIN
   +0.0% OF INS

CAM +15% ADMN.    , REFERRED TO AS 0115
DESCRIBED AS CAM + 15% ADMINISTRATIVE CHARGE
AN INFORMATIONAL EXPENSE
+115.0% OF CAM

VACANCY ALLOWANCE

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE -        4.00
THEREAFTER - CONSTANT

MANAGEMENT FEE

PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
NOT PASSED THROUGH TO TENANTS

1996 VALUE -        4.50
THEREAFTER - CONSTANT

COMMISSION CALCULATIONS

STANDARD METHOD #1 - 0.000% OF TOTAL RENT

STANDARD METHOD #2 - 0.000% OF TOTAL RENT

STANDARD METHOD #3 - 0.000% OF TOTAL RENT

STANDARD METHOD #4 - 0.000% OF TOTAL RENT

STANDARD METHOD #5 - 0.000% OF TOTAL RENT

COMMISSION PAYOUTS

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

ALTERATION CALCULATION

NONE

ALTERATION PAYOUTS

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL

NONE

CAPITAL EXPENDITURES

RESERVES
1996 VALUE -      20,100
THEREAFTER - GROWING AT GROWTH RATE EXP

PRIMARY CLASSIFICATION CODES

NONE

SECONDARY CLASSIFICATION CODES

NONE

COST CENTERS

NONE

SALES VOLUME PROFILE

          PERCENT OF       RELATIVE
MONTH    ANNUAL SALES       VOLUME
-----    ------------       ------
JAN           8.33%           1.00
FEB           8.33%           1.00
MAR           8.33%           1.00
APR           8.33%           1.00
MAY           8.33%           1.00
JUN           8.33%           1.00
JUL           8.33%           1.00

AUG            8.33%          1.00
SEP            8.33%          1.00
OCT            8.33%          1.00
NOV            8.33%          1.00
DEC            8.33%          1.00
             ------          -----
TOTALS       100.00%         12.00

GLOBAL RECOVERIES

NONE

TENANT PROLOGUE

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS

THERE ARE A TOTAL OF  1 REFERENCE TENANT(S):

#  1 - NEW TENANT
BASE LEASE DATES:       7/1996 TO  6/2000
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:              1
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1997 VALUE  - MARKET RATE MKT2
THEREAFTER  - GROWING AT GROWTH RATE RENT

PERCENTAGE RENT:

INITIAL SALES - 0.00/SF/YR
THEREAFTER    - GROWING AT    0.OO%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES:NONE

RECOVERIES:

REAL ESTATE TAX

PRO RATA SHARE RECOVERY OF EXPENSE RETX PRO
RATED ON TENANT SQUARE FOOTAGE OVER AREA
MEASURE GLA CALCULATED ON AN ACCRUAL BASIS
WITH A CALENDAR YEAR EXPENSE WITH NO CAP AND
A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM +15% ADMN.
PRO RATA SHARE RECOVERY OF EXPENSE CM15 PRO
RATED ON TENANT SQUARE FOOTAGE OVER AREA
MEASURE GLA CALCULATED ON AN ACCRUAL BASIS
WITH A CALENDAR YEAR EXPENSE WITH NO CAP AND
A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:  GROWTH RATE NCOM
PAYOUT:       CASHED OUT

ALTERATIONS:  MARKET RATE NTI
PAYOUT:       CASHED OUT

SPECULATIVE RENEWALS:

          LENGTH   VACANT   SQ FT         MONTHS OF
TERM YEARS MONTHS  MONTHS   INCREASE      FREE RENT   COMMISSIONS  ALTERATIONS
-----------------  ------   --------      ---------   -----------  -----------
1       4.00           4     NONE        NONE         YES           YES
2       4.00           4     NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT2 MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE RENT PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

REAL ESTATE TAX
PRO RATA SHARE RECOVERY OF EXPENSE RETX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE

WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM +15% ADMN.
PRO RATA SHARE RECOVERY OF EXPENSE CM15 PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE GLA CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE WITH NO CAP AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:   GROWTH RATE BCOM
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE BTI
RENEWAL PAYOUT:        CASHED OUT

             NEW SMYRNA BEACH SHOPPING PLAZA LEASE ABSTRACT REPORT

                                FOR ALL TENANTS


                      PRIMARY/                                                ANNUAL
                     SECONDARY   SQUARE   LEASE LEASE OPTION     MINIMUM      MINIMUM  OVERAGE  CEILING
       TENANT          CODES      FEET    BEGIN  END   #/MOS     RENT/SF        RENT      %     (000'S)
    ------------     --------     ----    -----  ---   -----     -------        ----   -------  -------
# 1-SUITE 14-A           -         8,960 10/96  9/06    -             4.00    35,840
FITNESS PLUS             -                                    10/98           41,664
                                                              10/99   6.00    53,760
                                                              10/01   6.75    60,480
#  2-SUITE 4             -           650  8/96  7/98    -            10.00     6,500
HIEN CONG VAN            -


#  3-SUITE 1             -        24,780  11/95 11/05   -             9.00    223,020
BEACON THEATRE           -
                                                        1- 60         9.00    223,020


                                                        2- 60         9.00    223,020


#  4-SUITE 10            -         1,500  3/95  3/97    -             5.25      7,875
CURLEY'S BARBER          -


#  5-SUITE 12            -         1,400 10/92 10/97    -             8.50     11,900
FANTASTIC SAM'S          -


                                                       1- 60          9.00     12,600


#  6-SUITE 13            -         2,300  1/96 12/00    -             7.75     17,825
BEDDING & FURN.          -


                                                       1- 60          8.15     18,745

                          BREAKPOINT                       PRO RATA % OF RENT
     TENANT              (000'S)      RECOVERIES         SHARE BASE SUBJ TO CPI
   -----------           -------      ----------         ----------------------
# 1-SUITE 14-A                 NATURAL REAL ESTATE TAX            ZERO
FITNESS PLUS                           CAM +15% ADMN.             ZERO
                                       INSURANCE                  ZERO

#  2-SUITE 4                   NATURAL REAL ESTATE TAX            ZERO
HIEN CONG VAN                           CAM +15% ADMN.            ZERO
                                        INSURANCE                 ZERO

#  3-SUITE 1                   NATURAL NONE
BEACON THEATRE
                               NATURAL INSURANCE                  ZERO
                                        REAL ESTATE TAX           ZERO
                                        CAM +15% ADMN.            ZERO
                               NATURAL INSURANCE                  ZERO
                                        REAL ESTATE TAX           ZERO
                                        CAM +15% ADMN.            ZERO
#  4-SUITE 10                  NATURAL INSURANCE                  ZERO
CURLEY'S BARBER                        REAL ESTATE TAX            ZERO
                                       CAM +15% ADMN.             ZERO

#  5-SUITE 12                  NATURAL INSURANCE                  ZERO
FANTASTIC SAM'S                        REAL ESTATE TAX            ZERO
                                       CAM +15% ADMN.             ZERO

                               NATURAL INSURANCE                  ZERO
                                       REAL ESTATE TAX            ZERO
                                       CAM +15% ADMN.             ZERO
#  6-SUITE 13                  NATURAL INSURANCE                  ZERO
BEDDING & FURN.                        REAL ESTATE TAX            ZERO
                                       CAM +15% ADMN.             ZERO

                               NATURAL INSURANCE                  ZERO
                                       REAL ESTATE TAX            ZERO
                                       CAM +15% ADMN.             ZERO

                      PRIMARY/                                                ANNUAL
                     SECONDARY   SQUARE   LEASE LEASE OPTION     MINIMUM      MINIMUM  OVERAGE  CEILING
       TENANT          CODES      FEET    BEGIN  END   #/MOS     RENT/SF        RENT      %     (000'S)
    ----------       ---------    ----    -----  ---   -----     -------      -------  -------  -------
#  7-SUITE 14-A          -        7,040    7/96   6/99    -             3.41     24,006
DOLLAR GENERAL           -

#  8-SUITE 16            -        2,300    7/91  12/96    -             6.67     15,341
CHEMICAL PEOPLE          -

#  9-SUITE 17                     1,700   12/95  11/98                  5.50      9,350
PLAZA VIDEO              -                                        12/96 5.75      9,775
                                                                  12/97 6.00     10,200

#10-SUITE 18             -        8,000   10/94  10/97    -             5.00     40,000   3.00   UNLIMITED
SEARS


# 11-SUITE 19            -        4,400    9/94   9/96                  5.00     22,000
CURTIS MATHES            -


# 12-SUITE 20            -        5,000   10/95  10/00    -             7.00     35,000
GOODYEAR
                                                         1- 60          7.80     39,000

# 13-SUITE 21            -        1,800    1/94  11/97    -             8.50     15,300
FLOWERS BAKING           -


# 14-SUITE 5-6           -        1,800    6/94   5/96    -             8.50     15,300
NATIONAL PROPANE         -


                                                         1- 12          5.00      9,000


                                                         2- 12          5.30      9,540


#15-SUITE 7              -          750    8/96   7/99    -            10.00      7,500
K'S ICE CREAM            -

                          BREAKPOINT                    PRO RATA % OF RENT
     TENANT              (000'S)      RECOVERIES     SHARE BASE SUBJ TO CPI
  ----------             -------      ----------     ----------------------

#  7-SUITE 14-A              NATURAL NONE
DOLLAR GENERAL

#  8-SUITE 16                NATURAL NONE
CHEMICAL PEOPLE

#  9-SUITE 17                NATURAL INSURANCE                  ZERO
PLAZA VIDEO                           REAL ESTATE TAX           ZERO
                                      CAM +15% ADMN.            ZERO

#10-SUITE 18                   2,504  INSURANCE                 ZERO
SEARS                  11/96   3,000  REAL ESTATE TAX           ZERO
                                      CAM +15% ADMN.            ZERO

# 11-SUITE 19                NATURAL INSURANCE                  ZERO
CURTIS MATHES                         REAL ESTATE TAX           ZERO
                                      CAM +15% ADMN.            ZERO

# 12-SUITE 20                NATURAL REAL ESTATE TAX            ZERO
GOODYEAR                              CAM +15% ADMN.            ZERO
                             NATURAL REAL ESTATE TAX            ZERO
                                      CAM +15% ADMN.            ZERO
# 13-SUITE 21                NATURAL INSURANCE                  ZERO
FLOWERS BAKING                        REAL ESTATE TAX           ZERO
                                      CAM +15% ADMN.            ZERO

# 14-SUITE 5-6               NATURAL INSURANCE                  ZERO
NATIONAL PROPANE                      REAL ESTATE TAX           ZERO
                                      CAM +15% ADMN.            ZERO

                             NATURAL INSURANCE                  ZERO
                                      REAL ESTATE TAX           ZERO
                                      CAM +15% ADMN.            ZERO
                             NATURAL INSURANCE                  ZERO
                                      REAL ESTATE TAX           ZERO
                                      CAM +15% ADMN.            ZERO
#15-SUITE 7                  NATURAL INSURANCE                  ZERO
K'S ICE CREAM                         REAL ESTATE TAX           ZERO
                                      (AM +15% ADMN.            ZERO

                      PRIMARY/                                               ANNUAL
                     SECONDARY   SQUARE   LEASE LEASE OPTION    MINIMUM      MINIMUM  OVERAGE  CEILING
       TENANT          CODES      FEET    BEGIN  END   #/MOS    RENT/SF        RENT      %     (000'S)
   -----------       ---------    ----    -----  ---   -----    -------      -------  -------  -------
# 16-SUITE 8             -          900    8/89   2/97   -             7.00      6,300
APRIL'S HAIR             -

# 17-SUITE 9             -       21,050    5/86  12/96   -             2.50     52,625  5.00    UNLIMITED
BRIAN'S CRAFTS           -

                                                        1- 12          2.60     54,730  5.00    UNLIMITED
# 18-SUITE 15            -        3,528   12/96  11/01   -            11.50     40,572
HRS                                                            12/97  11.85     41,807
                                                               12/95  12.20     43,042
                                                               12/99  12.57     44,347
                                                               12/00  12.94     45,652

# 19-SUITE 15-A          -        1,072    9/96   8/00   -             7.50      8,040
VACANT                                                          9/97   7.72      8,281
                                                                9/98   7.96      8,530
                                                                9/99   8.20      8,786
# 20-SUITE 11                     1,500   12/96  11/00   -             7.50     11,250
VACANT                                                         12/97   7.72     11,588
                                                               12/98   7.96     11,935
                                                               12/99   8.20     12,293
                               -------
                               100,430
                               =======

                          BREAKPOINT                   PRO RATA % OF RENT
     TENANT              (000'S)      RECOVERIES    SHARE BASE SUBJ TO CPI
   ---------             -------      ----------    ----------------------
# 16-SUITE 8     NATURAL COMMON AREA MAINT.         ZERO
APRIL'S HAIR              REAL ESTATE TAX           ZERO

# 17-SUITE 9             1,053 NONE
BRIAN'S CRAFTS

                         1,053 NONE
# 18-SUITE 15    NATURAL NONE
HRS




# 19-SUITE 15-A  NATURAL REAL ESTATE TAX            ZERO
VACANT                    CAM +15% ADMN.            ZERO
                          INSURANCE                 ZERO

# 20-SUITE 11    NATURAL REAL ESTATE TAX            ZERO
VACANT                    CAM +15% ADMN.            ZERO
                          INSURANCE                 ZERO

--------------------------------------------------------------------------------
                            Detail Rent Roll                      Page:    59
                            NEW SMYRNA BEACH                      Date: 05/14/96
Report Date: 05/14/96                                             Time: 14:17:51

----------------------------------------------------------------------------------------------------------------------------------
                                           -- Rent Dates --
Suite                                      Commence    Expire    Square     Monthly   Annual     ---- Cost Recovery ----   Expense
No.     Tenant Name                        Start               Footage    Base Rent  Rate/SF    Description     Monthly     Stop
----------------------------------------------------------------------------------------------------------------------------------

00050 NATIONAL PROPANE DIST. #2440         05/25/94 05/31/96    1,800        750.00   5.00
                                           05/25/94

00080 APRIL'S HAIR DESIGN                  08/01/89 02/28/97      900        525.00   7.00
                                           08/01/89

00090 BRIAN'S CRAFTS                       05/01/86 12/31/962  21,050      4,385.42   2.50
                                           05/01/86
00120 FANTASTIC SAM'S                      10/05/92 10/04/97    1,400        991.67   8.50
                                           10/05/92

00160 THE CHEMICAL PEOPLE                  07/01/91 12/31/96    2,300      1,278.42   6.67
                                           07/01/91
00180 SEARS                                10/22/94 10/31/97    8,000      3,333.33   5.00
                                           10/22/94
00190 CURTIS MATHES                        09/27/94 09/30/96    4,400      1,833.33   5.00
                                           09/27/94
00200 GOODYEAR TIRE & RUBBER               10/22/65 10/21/00    5,000      2,916.66   7.00
                                           10/22/65
00210 FLOWERS BAKING                       12/01/93 11/30/97    1,800      1,275.00   8.50
                                           01/01/94

00010 NEW SMYRNA BEACON 8 THEATRES         11/17/95 11/30/05   24,780     18,585.00   9.00
                                           11/17/95
00100 CURLEY'S BARBER SHOP                 03/30/95 03/31/97    1,500        656.25   5.25
                                           03/30/95

00170 PLAZA VIDEO                          12/01/95 11/30/98    1,700        779.17   5.50
                                           12/01/95

00130 BEDDING & FURNITURE DISCOUNT         01/01/96 12/31/00    2,300      1,485.42   7.75
                                           01/01/96

                                             -------------------------------------------------------

                                               ---Other Income ---    --- Future Rent Increases ---
                                             Description   Monthly     Date    Monthly Amt.   Per Sf
                                             -------------------------------------------------------
00050 NATIONAL PROPANE DIST. #2440            MAINTENANC    76.78
                                              REAL ESTAT    81.00
                                                           157.78
00080 APRIL'S HAIR DESIGN                     MAINTENANC    50.25
                                              REAL ESTAT    48.21
                                                            98.46
00090 BRIAN'S CRAFTS

00120 FANTASTIC SAM'S                         MAINTENANC    67.43  10/01/99  1,050.00    9.00
                                              REAL ESTAT    62.68
                                                           130.11

00160 THE CHEMICAL PEOPLE

00180 SEARS                                   MAINTENANC   420.81  10/01/96      0.00    0.00
                                                                   11/01/96  3,333.33    5.00
00190 CURTIS MATHES                           MAINTENANC   239.05

00200 GOODYEAR TIRE & RUBBER                                       10/22/00  3,250.00    7.80

00210 FLOWERS BAKING                          MAINTENANC    94.96
                                              REAL ESTAT    72.26
                                                           167.22

00010 NEW SMYRNA BEACON 8 THEATRES

00100 CURLEY'S BARBER SHOP                   MAINTENANC     84.06
                                             REAL ESTAT     58.75
                                                           142.81

00170 PLAZA VIDEO                            MAINTENANC    100.12  12/01/96    814.58    5.75
                                             REAL ESTAT     66.58  12/01/97    850.00    6.00

                                                           166.70

00130 BEDDING & FURNITURE DISCOUNT           MAINTENANC     80.50  01/01/01      0.00    0.00
                                             REAL ESTAT     90.08
                                                           170.58

--------------------------------------------------------------------------------
                            Detail Rent Roll                      Page:    60
                            NEW SMYRNA BEACH                      Date: 15/14/96
Report Date: 05/14/96                                             Time: 14:19:02

---------------------------------------------------------------------------------------------------------------------
                                        -- Rent Dates --
Suite                                  Commence    Expire    Square     Monthly   Annual     ---- Cost Recovery ----
No.     Tenant Name                     Start               Footage    Base Rent  Rate/SF    Description     Monthly
---------------------------------------------------------------------------------------------------------------------
00070   K'S ICE CREAM & TREATS         12/31/99   01/01/00      750       625.00   10.00
                                       12/31/99


0014B   DOLLAR GENERAL STORE           12/31/99   01/01/00    7,040     2,000.00    3.41
                                       12/31/99

---------------------------------------------------------------------------------------------------------------------
Total Building                     Occupied Sqft: 85%        84,720    41,419.67                                0.00
                                   Available Sqft: 15%       15,060
                                   Total Sqft:               99,780
---------------------------------------------------------------------------------------------------------------------

14-A    Fitness Plus                    10/1/96    9/30/96    8,960     2,986.67    4.00
   4    Hien Cong Van                    8/1/96    7/30/98      650       541.67   10.00
  15    HRS                             12/1/96   11/30/01    3,528     3,381.00   11.50 (Full Service)
                                                            97,858 SF Leased

--------------------------------------------------------------------------------------------------

Suite                             Expense    ---Other Income ---    --- Future Rent Increases ---
No.     Tenant Name                 Stop   Description   Monthly     Date    Monthly Amt.   Per Sf
--------------------------------------------------------------------------------------------------
00070   K'S ICE CREAM & TREATS             MAINTENANC      26.25
                                           REAL ESTAT      29.38
                                                           55.63

0014B   DOLLAR GENERAL STORE                              117.33              2,250.00      3.84


-------------------------------------------------------------------
Total Building                                           1,866.48


-------------------------------------------------------------------

14-A    Fitness Plus
   4    Hien Cong Van
  15    HRS


                                 MARKET ANALYSIS

--------------------------------------------------------------------------------
Market Definitions: 3 mile radius of subject property
--------------------------------------------------------------------------------

Market Size: 8 Renters including       Absorption (LTM): Market is stabilized
             subject - Total of
             714,918 SF
Under Construction: None               Market rental rates: $7.00 - $10.00
                                       (gross or net)       net

Planned: None                          Market TI's/Leasing Commissions:
                                       New        $2/SF      4%
                                       Renewal    $1/SF      2%
Current Vacancy:  % Overall            Market Commission:
                                       (free rent)
--------------------------------------------------------------------------------
Comments: The market area is relatively stable with no new
(Trends)  construction. Stabilized occupancy is in the 90-96% range.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Employment Statistics
--------------------------------------------------------------------------------
Unemployment Rate:  1995 - 4.8% for Volusia County

Major Employers:  County schools, Halifax Medical Center, County Govt.

Comments:  The 1995 unemployment rate is down from 7.7% reported in 1992.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Demographic/Trade Area Analysis:
(based on Urban Decision Systems Population Studies)
    -     population   3 mile radius - 1995 estimate = $28,040
    -     income       1995 median household income = $25,587
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Sales Trends of Anchors:  Beacon 8 Theatre - New tenant: no history
(if applicable/available) Brian's Crafts - 1994 - $58/SF; 1995 - $53/SF
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                             ADDENDUM H  INCOME AND EXPENSE DATA
--------------------------------------------------------------------------------

                                   Addendum H

              IREM & URBAN LAND INSTITUTE INCOME AND EXPENSE DATA

--------------------------------------------------------------------------------

SELECTED METORPOLITAN AREAS                              OPEN
================================================================================

OPEN SHOPPING CENTERS                               METROPOLITAN ORLANDO, FL
------------------------------------------------------------------------------------------------------------------------------------
CHART OF ACCTS             $/TOTAL POTENTIAL GLA         $/TOTAL AVG. ACTUAL OCCUP.    $/BALANCE TOTAL     $/BALANCE AVG.
                                                                                         POTENTIAL GLA    ACTUAL OCCUPANCY
                        CENTERS SQ.   ------$-------     CENTERS SQ.   ------$-----    CENTERS SQ.  -$-   CENTERS SQ.  -$-
                                FT.  MED.     RANGE              FT.   MED.   RANGE            FT.  MED           FT.  MED
INCOME                       (10000)        LOW  HIGH         (10000)       LOW  HIGH       (10000)            (10000)
ANCHORS                -------------------------------------------------------------------------------------------------------------
OWNED PARCEL                                                                              NOT APPLICABLE      NOT APPLICABLE
GROSS MINIMUM
ACTUAL MINIMUM
PERCENTAGE RENT
ENCLOSED CA SVS
NON-ENCL CA SVS
FOOD CRT CA SVS
HVAC RECOVERY
R/E TAX RCVRY
INSURANCE RCVRY
UTILITIES RCVRY
MERCH ASSOC
MKTG FUND
TEMP TENANT INC
MISC INCOME
TOTL ANNUAL INC
                       -------------------------------------------------------------------------------------------------------------
                         SQ FOOTAGE OCCUPANCY LEVEL 0%                TENANTS OCCUPANCY LEVEL 0%
                       -------------------------------------------------------------------------------------------------------------
GRND LEASE ONLY
GROSS MINIMUM
ACTUAL MINIMUM
PERCENTAGE RENT
ENCLOSED CA SVS
NON-ENCL CA SVS
FOOD CRT CA SVS
HVAC RECOVERY
R/E TAX RCVRY
INSURANCE RCVRY
UTILITIES RCVRY
MERCH ASSOC
MKTG FUND
TEMP TENANT INC
MISC INCOME
TOTL ANNUAL INC
                       -------------------------------------------------------------------------------------------------------------
                         SQ FOOTAGE OCCUPANCY LEVEL 0%                TENANTS OCCUPANCY LEVEL 0%
                       -------------------------------------------------------------------------------------------------------------
BUILDING LEASE
GROSS MINIMUM              6    26   7.75  4.75  10.85      6    26   7.75  4.75 10.85
ACTUAL MINIMUM             6    26   7.75  4.75  10.85      6    26   7.75  4.75 10.85
PERCENTAGE RENT            3    11    .39   .16    .59      3    11    .59   .16   .59
ENCLOSED CA SVS
NON-ENCL CA SVS            6    26    .80   .45   1.24      6    26    .80   .45  1.24
FOOD CRT CA SVS
HVAC RECOVERY
R/E TAX RCVRY              7    40    .76   .52    .82      7    33    .82   .52  1.29
INSURANCE RCVRY            4    17    .11   .10    .11      4    17    .11   .10   .11
UTILITIES RCVRY            2     9    .24   .17    .24      2     9    .24   .17   .24
MERCH ASSOC
MKTG FUND                  1     6    .03   .03    .03      1     6    .03   .03   .03
TEMP TENANT INC
MISC INCOME                1     2    .12   .12    .12      1     2    .12   .12   .12
TOTL ANNUAL INC            7    40   8.05  5.79   8.72      7    33   8.05  5.79  8.72
                       -------------------------------------------------------------------------------------------------------------
                         SQ FOOTAGE OCCUPANCY LEVEL 100%              TENANTS OCCUPANCY LEVEL 100%
                       -------------------------------------------------------------------------------------------------------------
OUTPARCES/PADS
GRND LEASE ONLY
GROSS MINIMUM
ACTUAL MINIMUM
PERCENTAGE RENT
ENCLOSED CA SVS
NON-ENCL CA SVS
FOOD CRT CA SVS
HVAC RECOVERY
R/E TAX RCVRY
INSURANCE RCVRY
UTILITIES RCVRY
MERCH ASSOC
MKTG FUND
TEMP TENANT INC
MISC INCOME
TOTL ANNUAL INC
                       -------------------------------------------------------------------------------------------------------------
                         SQ FOOTAGE OCCUPANCY LEVEL 0%                TENANTS OCCUPANCY LEVEL 0%
------------------------------------------------------------------------------------------------------------------------------------

FOOTNOTE: SQUARE FOOTAGE FIGURES (SQ.FT.) ARE REPORTED IN MULTIPLES OF TEN
          THOUSAND. SEE GUIDELINES SECTION FOR EXPLANATION OF REPORTS AND INTERPRETATION OF DATA. COPYRIGHT 1995, IREM.
================================================================================


                                                               open - metro  165

SELECTED METORPOLITAN AREAS                              OPEN
================================================================================

OPEN SHOPPING CENTERS                               METROPOLITAN ORLANDO, FL
------------------------------------------------------------------------------------------------------------------------------------
CHART OF ACCTS             $/TOTAL POTENTIAL GLA         $/TOTAL AVG. ACTUAL OCCUP.    $/BALANCE TOTAL     $/BALANCE AVG.
                                                                                         POTENTIAL GLA    ACTUAL OCCUPANCY
                        CENTERS SQ.   ------$-------     CENTERS SQ.   ------$-----    CENTERS SQ.  -$-   CENTERS SQ.  -$-
                                FT.  MED.     RANGE              FT.   MED.   RANGE            FT.  MED           FT.  MED
                             (10000)        LOW  HIGH         (10000)       LOW  HIGH       (10000)            (10000)
BUILDING LEASE         -------------------------------------------------------------------------------------------------------------

GROSS MINIMUM              3     2  10.96  6.00  10.96      3     2  10.96  6.00  10.96     NOT  APPLICABLE      NOT  APPLICABLE
ACTUAL MINIMUM             3     2  10.96  6.00  10.96      3     2  10.96  6.00  10.96
PERCENTAGE RENT            1     0    .69   .69    .69            0    .69   .69    .69
ENCLOSED CA SVS
NON-ENCL CA SVS            2     1   1.25   .43   1.25      2     1   1.25   .43   1.25
FOOD CRT CA SVS
HVAC RECOVERY
R/E TAX RCVRY              3     2   1.48   .34   1.48      3     2   1.48   .34   1.48
INSURANCE RCVRY            2     1    .26   .10    .26      2     1    .26   .10    .26
UTILITIES RCVRY            1     1    .16   .16    .16      1     1    .16   .16    .16
MERCH ASSOC
MKTG FUND
TEMP TENANT INC
MISC INCOME                1     1    .12   .12    .12      1     1    .12   .12    .12
TOTAL ANNUAL INC           3     2  14.08  7.03  14.08      3     2  14.08  7.03  14.08
                       -------------------------------------------------------------------------------------------------------------
                         SQ FOOTAGE OCCUPANCY LEVEL 100%              TENANTS OCCUPANCY LEVEL 100%
                       -------------------------------------------------------------------------------------------------------------
BALANCE OF
SHOPPING CENTER
GROSS MINIMUM             15    95   8.50  7.48   9.70     15    77   9.81  9.19  12.27
ACTUAL MINIMUM            15    95   7.64  5.48   9.34     15    77   8.78  6.84  10.69
PERCENTAGE RENT            2     8    .14   .08    .14      2     8    .15   .08    .15
ENCLOSED CA SVS
NON-ENCL CA SVS           15    95    .65   .52    .85     15    77    .78   .66    .98
FOOD CRT CA SVS
HVAC RECOVERY
R/E TAX RCVRY             13    75    .67   .41    .97     13    62    .82   .55   1.04
INSURANCE RCVRY           12    71    .11   .08    .13     12    59    .14   .11    .16
UTILITIES RCVRY            6    28    .23   .14    .25      6    22    .27   .18    .33
MERCH ASSOC
MKTG FUND                  1     6    .06   .06    .06      1     6    .06   .06    .06
TEMP TENANT INC
MISC INCOME                6    44    .12   .04    .17      6    37    .13   .05    .21
TOTL ANNUAL INC           15    95   9.13  6.53  11.35     15    77  10.45  8.16  12.24
                       -------------------------------------------------------------------------------------------------------------
                         SQ FOOTAGE OCCUPANCY LEVEL 87%               TENANTS OCCUPANCY LEVEL 81%
                       -------------------------------------------------------------------------------------------------------------
TOTAL
GROSS MINIMUM             16   137   8.43  6.39   9.32     16   111   9.69  8.74  11.44
ACTUAL MINIMUM            16   137   7.64  5.81   9.19     16   111   8.78  6.18  10.00
PERCENTAGE RENT            5    35    .10   .08    .19      5    32    .10   .08    .20
ENCL0SED CA SVS
NON-ENCL CA SVS           16   137    .73   .40    .85     16   111    .78   .59    .98
FOOD  CRT CA  SVS
HVAC  RECOVERY
R/E TAX RCVRY             15   123    .66   .45    .82     15   101    .77   .53    .93
INSURANCE RCVRY           12    93    .11   .09    .13     12    81    .13   .10    .16
UTILITIES RCVRY            6    38    .23   .14    .25      6    32    .27   .18    .27
MERCH ASSOC
MKTG FUND                  1     6    .09   .09    .09      1     6    .09   .09    .09
TEMP TENANT INC
MISC INCOME                6    68    .10   .04    .11      6    53    .12   .05    .12
TOTAL ANNUAL INC          16   137   8.85  7.32  11.35     16   111  10.00  7.86  12.19
                       -------------------------------------------------------------------------------------------------------------
                         SQ FOOTAGE OCCUPANCY LEVEL 93%               TENANTS OCCUPANCY LEVEL 82%
                       -------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

FOOTNOTE: SQUARE FOOTAGE FIGURES (SQ.FT. ) ARE REPORTED IN MULTIPLES OF TEN
          THOUSAND. SEE GUIDELINES SECTION FOR EXPLANATION OF REPORTS AND INTERPRETATION OF DATA. COPYRIGHT 1995, IREM.
================================================================================


166 open-metro

SELECTED METORPOLITAN AREAS                              OPEN
================================================================================

OPEN SHOPPING CENTERS                               METROPOLITAN ORLANDO, FL
------------------------------------------------------------------------------------------------------------------------------------
CHART OF ACCTS             $/TOTAL POTENTIAL GLA         $/TOTAL AVG. ACTUAL OCCUP.    $/BALANCE TOTAL     $/BALANCE AVG.
                                                                                         POTENTIAL GLA    ACTUAL OCCUPANCY
                        CENTERS SQ.   ------$-------     CENTERS SQ.   ------$-----    CENTERS SQ.  -$-   CENTERS SQ.  -$-
                                FT.  MED.     RANGE              FT.   MED.   RANGE            FT.  MED           FT.  MED
EXPNS-OPEN/CA                (10000)        LOW  HIGH         (10000)       LOW  HIGH       (10000)            (10000)
MAINT & REPAIR         -------------------------------------------------------------------------------------------------------------
PRKG LOT/SDWLK            13    109   .01   .01    .03     13     93   .01  .01   .03     12    81   .02     12   65    .03
SWEEPING                  13    109   .08   .05    .11     13     93   .09  .05   .12     12    82   .09     12   65    .12
ROOF REPAIR               15    133   .02   .01    .04     15    107   .03  .02   .04     14    91   .04     14   73    .06
PLUMBING                  11    103   .00   .00    .01     11     83   .01  .00   .01     10    72   .01     10   60    .01
ELECTRICAL                13    125   .03   .01    .05     13     99   .04  .01   .05     12    86   .03     12   68    .04
PAINT/DECORATE             7     62   .01   .00    .01      7     54   .01  .00   .01      6    46   .01      6   38    .01
OTHER                      8     71   .09   .06    .10      8     55   .09  .08   .10      7    39   .10      7   31    .10
SUBTOTAL M & R            15    133   .17   .14    .29     15    107   .21  .16   .30     14    91   .18     14   73    .30

SERVICES
OUTDR LANDSCAPE           16    137   .17   .07    .23     16    111   .20  .13   .25     15    95   .20     15   77    .24
SNOW REMOVAL
SECURITY                   3     36   .01   .01    .01      3     29   .02  .01   .02      3    27   .03      3   21    .03
TRASH REMOVAL             14    120   .06   .01    .13     14     95   .10  .02   .14     13    88   .07     13   71    .14
CLEANING                   9     83   .07   .02    .07      9     65   .08  .02   .10      8    53   .09      8   42    .14
OTHER                      4     31   .02   .02    .02      4     28   .02  .02   .02      3    16   .02      3   14    .02
SUBTOTAL SRVCS            16    137   .29   .14    .33     16    111   .32  .23   .37     15    95   .33     15   77    .41


UTILITIES
ELECTRICITY               14    129   .12   .07    .14     14    103   .14  .10   .20     13    90   .15     13   71    .19
HVAC FUEL-ELEC             1      5   .09   .09    .09      1      5   .10  .10   .10      1     2   .22      1    2    .23
         -OIL
         -GAS
         -STEAM
         -OTHER            1     14   .02   .02    .02      1     10   .03  .03   .03      1    14   .02      1   10    .03
WATER & SEWER             14    110   .10   .01    .17     14     94   .11  .02   .19     13    82   .10     13   66    .00
COMB ELEC                  1      4   .10   .10    .10      1      3   .11  .11   .11      1     4   .10      1    3    .00
OTHER                      1     21   .01   .01    .01      1     11   .03  .03   .03      1     6   .05      1    4    .07
SUBTOTAL UTILS            16    137   .18   .14    .29     16    111   .23  .16   .31     15    95   .28     15   77    .31

OTHER
ADMIN FEE                  6     55   .07   .02    .07      6     40   .07  .02   .07      6    31   .07      6   23    .10
OTHER CA EXPNS             3     25   .02   .01    .02      3     22   .02  .01   .02      3    25   .02      3   22    .02

TAXES
R/E TAX                   16    137   .96   .82   1.09     16    111  1.12  .88  1.35     15    95  1.14     15   77   1.32
-ANCHOR OWNED
-ANCHOR G/L
-ANCHOR B/L                4     28   .49   .47    .49      4     26   .52  .47   .52      3     9  1.22      3    7   1.43
-OUTPARCEL G/L
-OUTPARCEL B/L             4     26   .19   .17    .19      4     21   .23  .17   .23      4    18   .49      4   12    .97
-BALANCE                  12     88   .88   .63   1.02     12     73  1.03  .77  1.12     12    74  1.02     12   59   1.12
OTHER TAX/FEES             1     10   .01   .01    .01      1      6   .01  .01   .01      1     9   .01      1    5    .01

INSURANCE                 16    137   .14   .10    .17     16    111   .17  .13   .19     15    95   .17     15   77    .08
-LIABILITY                11     90   .06   .06    .09     11     79   .07  .06   .11     10    66   .10     10   55    .12
-PROPERTY                 11    100   .07   .03    .08     11     85   .07  .04   .08     10    76   .07     10   61    .08
-OTHER                     4     35   .16   .14    .16      4     24   .18  .17   .18      4    14   .07      4   11   1.73

SUBTOTL INS/TAX            6    137  1.13   .91   1.23     16    111  1.26 1.10  1.52     15    95  1.25     15   77   1.55

OTHER EXPENSE
ADMIN PAYROLL              7     83   .11   .09    .18      7     61   .17  .12   .19      7    53   .30      7   39    .00
MANAGEMENT FEE            16    137   .31   .25    .35     16     11   .37  .31   .41     15    95   .35     15   77    .00
MERCH ASSOC                1     14   .01   .01    .01      1     10   .01  .01   .01      1    11   .01      1   10    .00
MKTG FUND
PROF SRVCS                10     86   .07   .02    .08     10     72   .09  .02   .11      9    64   .07      9   51    .12
MARKETING                  8     64   .06   .01    .06      8     53   .07  .02   .09      7    49   .06      7   38    .09
OTHER MAINT                1      3   .00   .00    .00      1      3   .00  .00   .00      1     3   .00      1    3    .00
OTHER HVAC                 2      7   .03   .01    .03      2      6   .03  .01   .03      2     7   .03      2    6    .03
FOOD  COURT
OTHER                      8     38   .02   .02    .18      5     28   .02  .02   .18      4    15   .18      4   13    .18

TOTAL  EXPENSES           16    137  2.08  1.98   2.5O     16    111  2.64 2.26  2.93     15    95  2.90     15   77   3.13
                       -------------------------------------------------------------------------------------------------------------
                          E/I RATIO (TAE/TAI)     .26          MGT FEE CAM  REIMBURSABLE  (% YES)     94%
--------------------------------------------------------------------------------

FOOTNOTE: SQUARE FOOTAGE FIGURES (SQ.FT.) ARE REPORTED IN MULTIPLES OF TEN
          THOUSAND. SEE GUIDELINES SECTION FOR EXPLANATION OF REPORTS AND INTERPRETATION OF DATA. COPYRIGHT 1995, IREM.
================================================================================

                                                                open - metro 167

METROPOLITAN ANALYSIS BY BUILDING SIZE                      OPEN
================================================================================

OPEN SHOPPING CENTERS                            BY BUILDING SIZE ORLANDO, FL                               50,000 - 99,999 SQ.FT
------------------------------------------------------------------------------------------------------------------------------------
CHART OF ACCTS             $/TOTAL POTENTIAL GLA         $/TOTAL AVG. ACTUAL OCCUP.    $/BALANCE TOTAL     $/BALANCE AVG.
                                                                                         POTENTIAL GLA    ACTUAL OCCUPANCY
                        CENTERS SQ.   ------$-------     CENTERS SQ.   ------$-----    CENTERS SQ.  -$-   CENTERS SQ.  -$-
                                FT.  MED.     RANGE              FT.   MED.   RANGE            FT.  MED           FT.  MED
                             (10000)        LOW  HIGH         (10000)       LOW  HIGH       (10000)            (10000)
INCOME-ANCHORS         -------------------------------------------------------------------------------------------------------------
OWNED PARCEL
ACTUAL MINIMUM                                                                             NOT APPLICABLENOT APPLICABLE
TOTL ANNUAL INC
GRND LEASE ONLY
ACTUAL MINIMUM
TOTL ANNUAL INC
BUILDING LEASE
ACTUAL MINIMUM             3     11  7.75  4.54   7.75      3     11  7.75  4.54   7.75
TOTAL ANNUAL INC           3     11  8.72  5.79   8.72      3     11  8.72  5.79   8.72
OUTPARCELS/PADS
GRND LEASE ONLY
ACTUAL MINIMUM
TOTL ANNUAL INC
BUILDING LEASE
ACTUAL MINIMUM             2      1 23.31  6.00  23.31      2      1 23.31  6.00  23.31
TOTL ANNUAL INC            2      1 26.27  7.03  26.27      2      1 26.27  7.03  26.27
BAL OF CENTER
ACTUAL MINIMUM             4     22  9.34  4.37   9.34      4     16 10.00  8.68  10.00
TOTL ANNUAL INC            4     22 11.39  5.26  11.39      4     16 12.19 10.45  12.19
TOTL ALL INC
ACTUAL MINIMUM             5     34  7.74  4.54   9.34      5     28  9.56  4.54  10.00
TOTL ANNUAL INC            5     34  8.85  5.79  11.39      5     28 10.93  5.79  12.19

EXPNS OPEN/CA
SUBTOTAL M & R             5     34   .17   .17    .17      5     28   .21   .18    .27    4    22   .18    4     16     .30
SUBTOTAL SRVCS             5     34   .27   .27    .35      5     28   .37   .29    .40    4    22   .50    4     16     .55
SUBTOTAL UTILS             5     34   .17   .14    .18      5     28   .18   .18    .22    4    22   .25    4     16     .27
SUBTOTL INS/TAX            5     34  1.13   .70   1.23      5     28  1.21   .70   1.45    4    22  2.02    4     16    2.18
TOTAL EXPENSES             5     34  1.97  1.96   2.09      5     28  2.58  2.10   2.64    4    22  4.07    4     16    4.38

------------------------------------------------------------------------------------------------------------------------------------
OPEN SHOPPING CENTERS                            BY BUILDING SIZE ORLANDO, FL                             100,000 - 199,999 SQ.FT
------------------------------------------------------------------------------------------------------------------------------------
CHART OF ACCTS             $/TOTAL POTENTIAL GLA         $/TOTAL AVG. ACTUAL OCCUP.    $/BALANCE TOTAL     $/BALANCE AVG.
                                                                                         POTENTIAL GLA    ACTUAL OCCUPANCY
                        CENTERS SQ.   ------$-------     CENTERS SQ.   ------$-----    CENTERS SQ.  -$-   CENTERS SQ.  -$-
                                FT.  MED.     RANGE              FT.   MED.   RANGE            FT.  MED           FT.  MED
                             (10000)        LOW  HIGH         (10000)       LOW  HIGH       (10000)            (10000)
INCOME-ANCHORS         -------------------------------------------------------------------------------------------------------------
OWNED PARCEL
ACTUAL MINIMUM                                                                           NOT APPLICABLE     NOT APPLICABLE
TOTL ANNUAL INC
GRND LEASE ONLY
ACTUAL MINIMUM
TOTL ANNUAL INC
BUILDING LEASE
ACTUAL MINIMUM             2     13  5.63  4.75   5.63      2     13  5.63  4.75   5.63
TOTL ANNUAL INC            2     13  8.05  6.22   8.05      2     13  8.05  6.22   8.05
OUTPARCELS/PADS
GRND LEASE ONLY
ACTUAL MINIMUM
TOTL ANNUAL INC
BAL OF CENTER
ACTUAL MINIMUM             5     51  6.71  5.48   7.38      5     42  7.58  6.84   8.67
TOTL ANNUAL  INC           5     51  8.49  6.53   8.98      5     42  9.59  8.16  10.32
TOTL ALL INC
ACTUAL MINIMUM             5     64  6.27  5.81   6.71      5     55  7.20  6.18   7.58
TOTAL ANNUAL INC           5     64  8.00  7.39   8.49      5     55  9.20  7.86   9.59
EXPNS OPEN/CA

SUBTOTAL M & R             5     64   .16   .15    .21      5     55   .21   .18    .23    5    51   .16     5    42    .21
     SUBTOTAL SRVCS        5     64   .10   .09    .14      5     55   .14   .10    .15    5    51   .10     5    42    .14
     SUBTOTAL UTILS        5     64   .29   .05    .31      5     55   .33   .05    .36    5    51   .29     5    42    .33
     SUBTOTL lNS/TAX       5     64   .91   .89   1.08      5     55  1.24   .97   1.26    5    51  1.14     5    42   1.29
TOTAL EXPENSES             5     64  2.00  1.99   2.05      5     55  2.35  2.26   2.81    5    51  2.05     5    42   2.81
------------------------------------------------------------------------------------------------------------------------------------

FOOTNOTE: SQUARE FOOTAGE FIGURES (SQ.FT.) ARE REPORTED IN MULTIPLES OF TEN
          THOUSAND. SEE GUIDELINES SECTION FOR EXPLANATION OF REPORTS AND INTERPRETATION OF DATA. COPYRIGHT 1995, IREM.
================================================================================


                                                             open - metro    231

METROPOLITAN ANALYSIS BY AGE GROUP                       OPEN
================================================================================

OPEN SHOPPING CENTERS                                   BY AGE GROUP ORLANDO, FL                             1978 TO DATE
------------------------------------------------------------------------------------------------------------------------------------
CHART OF ACCTS             $/TOTAL POTENTIAL GLA         $/TOTAL AVG. ACTUAL OCCUP.    $/BALANCE TOTAL     $/BALANCE AVG.
                                                                                       POTENTIAL GLA      ACTUAL OCCUPANCY
                        CENTERS SQ.   ------$-------     CENTERS SQ.   ------$-----    CENTERS SQ.  -$-   CENTERS SQ.  -$-
                                FT.  MED.     RANGE              FT.   MED.   RANGE            FT.  MED           FT.  MED
INCOME                        (1000)        LOW  HIGH          (1000)       LOW  HIGH        (1000)             (1000)
ANCHORS                -------------------------------------------------------------------------------------------------------------

INCOME-ANCHORS
OWNED PARCEL
ACTUAL  MINIMUM                                                                           NOT  APPLICABLE        NOT  APPLICABLE
TOTL ANNUAL  INC
GRND  LEASE  ONLI
ACTUAL  MINIMUM
TOTL  ANNUAL  INC
BUILDING  LEASE
ACTUAL  MINIMUM       6     26   7.75    4.75  10.85     6     26   7.75   4.75   10.85
TOTL  ANNUAL  INC     7     40   8.05    5.79   8.72     7     33   8.05   5.79    8.72
OUTPARCELS/PADS
GRND LEASE  ONLI
ACTUAL  MINIMUM
TOTL  ANNUAL  INC
BUILDING  LEASE
ACTUAL  MINIMUM       3      2  10.96    6.00  10.96     3      2  10.96   6.00   10.96
TOTL  ANNUAL INC      3      2  14.08    7.03  14.08     3      2  14.08   7.03   14.08
BAL OF  CENTER
ACTUAL MINIMUM       13     78   7.64    5.81   9.34    13     63   8.78   7.58   11.27
TOTL ANNUAL INC      13     78   9.13    7.32  11.39    13     63  10.45   9.59   13.73
TOTL ALL ANNUAL INC
ACTUAL MINIMUM       14    120   7.64    5.81   9.19    14     98   8.78   6.18   10.00
TOTL ANNUAL INC      14    120   8.85    7.32  11.39    14     98  10.00   7.86   12.19

EXPNS OPEN/CA
SUBTOTAL M & R       13    116    .17     .14    .29    13     94    .21    .16     .30   12     74    .18   12     60    .30
SUBTOTAL SRVCS       14    120    .29     .14    .35    14     98    .33    .23     .40   13     78    .35   13     63    .48
SUBTOTAL UTILS       14    120    .18     .14    .29    14     98    .23    .16     .31   13     78    .28   13     63    .31
SUBTOTL INS/TAX      14    120   1.13     .91   1.23    14     98   1.24    .97    1.52   13     78   1.25   13     63   1.56
TOTAL EXPENSES       14    120   2.08    1.97   2.50    14     98   2.58   2.10    2.93   13     78   3.29   13     63   4.38

------------------------------------------------------------------------------------------------------------------------------------
OPEN SHOPPING CENTERS                                   BY AGE GROUP PHOENIX, AZ                             1965 - 1977
------------------------------------------------------------------------------------------------------------------------------------

INCOME-ANCHORS
OWNED PARCEL
ACTUAL MINIMUM                                                                     NOT  APPLICABLE               NOT  APPLICABLE
TOTL ANNUAL INC

GRND LEASE ONLY

ACTUAL MINIMUM       1      3    1.35   1.35    1.35     1     1    4.93   4.93    4.93
TOTL ANNUAL INC      1      3    2.42   2.42    2.42     1     1    8.86   8.86    8.86
BUILDING LEASE
ACTUAL MINIMUM       4     21    2.35   1.99    2.35     4    21    2.35   1.99    2.35
TOTL ANNUAL INC      4     21    3.47   3.16    3.47     4    21    3.47   3.16    3.47
OUTPARCELS/PADS
GRND LEASE ONLY
ACTUAL  MINIMUM
TOTL ANNUAL INC
BUILDING LEASE
ACTUAL MINIMUM
TOTL ANNUAL INC
BAL OF CENTER
ACTUAL MINIMUM       8     39    6.39   6.02   7.99     8     35    7.38   6.76    7.99
TOTL ANNUAL INC      8     39    8.63   7.80  10.59     8     35    9.44   8.22   10.59

TOTL ALL INC
ACTUAL MINIMUM       9     77    5.00   4.68   5.87     9     70    5.87   5.22    6.62
ANNUAL INC           9     77    6.11   5.78   7.32     9     70    7.60   6.81    8.33

EXPNS OPEN/CA
SUBTOTAL M & R       9     77     .16    .12    .17     9     70     .18    .12     .18    9     47    .27    9     42    .33
SUBTOTAL SRVCS       9     77     .24    .19    .36     9     70     .26    .25     .39    9     47    .43    9     42    .46
SUBTOTAL UTILS       9     77     .16    .13    .32     9     70     .18    .15     .33    9     47    .41    9     42    .50
SUBTOTL INS/TAX      9     77     .75    .66   1.39     9     70    1.07    .74    1.44    9     47   1.63    9     42   1.74
TOTAL EXPENSES       9     77    2.49   2.21   2.66     9     70    2.66   2.45     2.76   9     47   4.75    9     42   4.75
------------------------------------------------------------------------------------------------------------------------------------

FOOTNOTE: SQUARE FOOTAGE FIGURES (SQ.FT.) ARE REPORTED IN MULTIPLES OF TEN
          THOUSAND. SEE GUIDELINES SECTION FOR EXPLANATION OF REPORTS AND INTERPRETATION OF DATA. COPYRIGHT 1995, IREM.
================================================================================


                                                               open - metro  247

SELECTED REGIONAL AREAS                                 OPEN
================================================================================

OPEN SHOPPING CENTERS                                              REGION 4
------------------------------------------------------------------------------------------------------------------------------------
CHART OF ACCTS             $/TOTAL POTENTIAL GLA         $/TOTAL AVG. ACTUAL OCCUP.    $/BALANCE TOTAL     $/BALANCE AVG.
                                                                                       POTENTIAL GLA      ACTUAL OCCUPANCY
                        CENTERS SQ.   ------$-------     CENTERS SQ.   ------$-----    CENTERS SQ.  -$-   CENTERS SQ.  -$-
                                FT.  MED.     RANGE              FT.   MED.   RANGE            FT.  MED           FT.  MED
INCOME                       (10000)        LOW  HIGH         (10000)       LOW  HIGH       (10000)            (10000)
ANCHORS                -------------------------------------------------------------------------------------------------------------
INCOME
ANCHORS
OWNED PARCEL
GROSS MINIMUM           13    75    4.09   3.05   6.15    13     75   4.09   3.05    6.15    NOT  APPLICABLE      NOT  APPLICABLE
ACTUAL MINIMUM          13    75    4.09   3.05   6.15    13     75   4.09   3.05    6.15
PERCENTAGE RENT          3    15     .20    .13    .20     3     15    .20    .13     .20
ENCLOSED CA SVS
NON-ENCL CA SVS         13    88     .42    .23    .69    13     88    .42    .23     .69
FOOD CRT CA SVS
HVAC RECOVERY
R/E TAX RCVRY            9    57     .51    .17    .64     9     57    .51    .17     .64
INSURANCE RCVRY          6    50     .21    .06    .21     6     50    .21    .06     .21
UTILITIES  RCVRY         3    13     .08    .00    .08     3     12    .08    .00     .08
MERCH ASSOC
MKTG FUND
TEMP TENANT INC
MISC INCOME              1     3     .09    .09    .09     1      3    .09    .09     .09
TOTL ANNUAL INC         16    95    4.04   2.65   6.48    16     95   4.04   2.65    6.48
                       -------------------------------------------------------------------------------------------------------------
                         SQ FOOTAGE OCCUPANCY LEVEL 100%                TENANTS OCCUPANCY LEVEL 100%
                       -------------------------------------------------------------------------------------------------------------
GRND LEASE ONLY
GROSS MINIMUM            4    18   13.39   3.60  13.39     3     15  13.39   3.60   13.39
ACTUAL MINIMUM           4    18   13.39   3.60  13.39     3     15  13.39   3.60   13.39
PERCENTAGE RENT          2    11   25.25  25.25  25.25     2     11  25.25  25.25   21.25
ENCLOSED CA SVS
NON-ENCL CA SVS          3    15    2.69    .28   2.69     3     15   2.69    .28    2.69
FOOD CRT CA SVS
HVAC RECOVERY            2    11     .02    .02    .02     2     11    .02    .02     .02
R/E TAX RCVRY            3    13    4.96   1.66   4.96     2     11   4.96   4.96    4.96
INSURANCE RCVRY          2    11     .17    .17    .17     2     11    .17    .17     .17
UTILITIES RCVRY          2    11     .32    .32    .32     2     11    .32    .32     .32
MERCH ASSOC
MKTG FUND                2    28     .17    .17    .17     2     28    .17    .17     .17
TEMP TENANT INC
MISC INCOME
TOTL ANNUAL INC          3    15   47.24   3.88  47.24     3     15  47.24   3.88   47.24
                       -------------------------------------------------------------------------------------------------------------
                         SQ FOOTAGE OCCUPANCY LEVEL 100%                TENANTS OCCUPANCY LEVEL 100%
                       -------------------------------------------------------------------------------------------------------------
BUILDING LEASE
GROSS MINIMUM          137   848    5.45   4.29   7.00   137   816   5.63    4.46    7.07
ACTUAL MINIMUM         137   848    5.39   3.85   6.80   137   816   5.51    4.19    7.00
PERCENTAGE RENT         28   221     .24    .11    .59    28   211    .25     .11     .59
ENCLOSED  CA SVS         2     6    6.94    .52   6.94     2     5   9.03     .52    9.03
NON-ENCL CA SVS        109   654     .27    .17    .63   109   622    .30     .17     .66
FOOD CRT CA SVS
HVAC RECOVERY            1     7     .01    .01    .01     1     6    .02     .02     .02
R/E TAX RCVRY          106   623     .55    .31    .83   106   593    .58     .31     .85
INSURANCE RCVRY         75   441     .07    .03    .11    75   425    .07     .03     .12
UTILITIES RCVRY         12    90     .05    .03    .10    12    89    .05     .03     .10
MERCH ASSOC
MKTG FUND                1     6     .03    .03    .03     1     6    .03     .03     .03
TEMP TENANT INC          1    15    1.46   1.46   1.46     1    15   1.46    1.46    1.46
MISC INCOME              4    17     .12    .04    .12     4    15    .12     .04     .12
TOTL ANNUAL INC        138   863    6.22   4.45   8.30   138   823   6.42    4.90    8.36
                       -------------------------------------------------------------------------------------------------------------
                         SQ FOOTAGE OCCUPANCY LEVEL 100%                TENANTS OCCUPANCY LEVEL 100%
                       -------------------------------------------------------------------------------------------------------------
OUTPARCELS/PADS
GRND LEASE ONLY
GROSS  MINIMUM          16     18  12.60   5.00  16.75    16    16  13.09    5.00   18.25
ACTUAL  MINIMUM         16     18  12.60   5.00  15.39    16    16  13.09    5.00   16.29
PERCENTAGE  RENT         1      1   2.13   2.13   2.13     1     1   2.13    2.13    2.13
ENCLOSED CA  SVS
NON-ENCL CA  SVS         8      8    .56    .31    .73     8     6    .56     .31     .79
FOOD CRT CA  SVS
HVAC  RECOVERY
R/E TAX RCVRY           11      9    .69    .60    .82    11     8    .73     .60    1.00
INSURANCE  RCVRY         2      1    .38    .10    .38     2     1    .38     .10     .38
UTILITIES RCVRY
MERCH ASSOC
MKTG FUND                1     19    .04    .04    .04     1    18    .04     .04    .04
TEMP TENANT INC
MISC INCOME              1      0    .03    .03    .03     1     0    .03     .03     .03
TOTL ANNUAL INC         17     18  12.57   4.00  17.48    17    17  12.60    4.00   18.79

                       -------------------------------------------------------------------------------------------------------------
                         SQ FOOTAGE OCCUPANCY LEVEL 100%                TENANTS OCCUPANCY LEVEL 100%
------------------------------------------------------------------------------------------------------------------------------------

FOOTNOTE: SQUARE FOOTAGE FIGURES (SQ.FT.) ARE REPORTED IN MULTIPLES OF TEN
          THOUSAND. SEE GUIDELINES SECTION FOR EXPLANATION OF REPORTS AND INTERPRETATION OF DATA. COPYRIGHT 1995, IREM.
================================================================================


                                                                open - metro 255

SELECTED REGIONAL AREAS                                                    OPEN
================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
OPEN SHOPPING CENTERS                                                    REGION 4
-----------------------------------------------------------------------------------------------------------------------------------
CHART OF ACCTS            $/TOTAL  POTENTIAL  GLA          $/TOTAL  AVG.  ACTUAL  OCCUP.     $/BALANCE  TOTAL      $/BALANCE  AVG.
                                                                                              POTENTIAL  GLA      ACTUAL  OCCUPANCY
                       CENTERS  SQ. --------$--------     CENTERS  SQ. --------$--------     CENTERS  SQ.  -$-    CENTERS  SQ.  -$-
                                FT. MED.     RANGE                 FT.  MED.     RANGE                FT.  MED             FT.  MED
                             (10000)       LOW   HIGH           (10000)       LOW    HIGH           (10000)              (10000)
BUILDING  LEASE
----------------      -------------------------------------------------------------------------------------------------------------
GROSS  MINIMUM         27    35    10.11   7.38  14.69    26     33   10.48   7.38  14.86     NOT  APPLICABLE      NOT  APPLICABLE
ACTUAL MINIMUM         26    34    10.40   6.70  14.86    26     33   10.40   7.38  14.86
PERCENTAGE  RENT        8     6     2.45    .69   2.45     8      6    2.45    .69   2.45
ENCLOSED CA SVS
NON-ENCL CA SVS        13    23      .43    .31    .65    13     22     .43    .31    .71
FOOD CRT CA SVS
HVAC RECOVERY
R/E TAX RCVRY          14    14      .79    .30   1.48    14     13     .84    .30   1.48
INSURANCE RCVRY         9    12      .17    .10    .26     9     11     .21    .10    .26
UTILITIES RCVRY         3     4      .16    .06    .16     3      4     .16    .06    .16
MERCH ASSOC
MKTG FUND
TEMP TENANT INC         1     0      .61    .61    .61     1      0     .61    .61    .61
MISC INCOME             2     3      .12    .04    .12     2      3     .12    .04    .12
TOTL ANNUAL INC        26    34    11.15   7.32  17.34    26     33   11.15   7.43  17.34
                      -------------------------------------------------------------------------------------------------------------
                      SQ  FOOTAGE  OCCUPANCY  LEVEL  100%              TENANTS  OCCUPANCY  LEVEL  100%
                      -------------------------------------------------------------------------------------------------------------
BALANCE OF
SHOPPING CENTER
----------------
GROSS MINIMUM         184   827     8.22   6.39  10.79   182    690    9.58   6.96  13.06
ACTUAL MINIMUM        183   811     7.03   5.20   9.70   182    690    8.01   6.25  11.17
PERCENTAGE RENT        54   314      .16    .05    .30    52    262     .16    .06    .32
ENCLOSED CA SVS         7    39      .46    .12    .61     7     29     .75    .13    .75
NON-ENCL CA SVS       162   738      .46    .29    .87   161    629     .56    .36   1.11
FOOD CRT CA SVS
HVAC RECOVERY           3    19      .11    .11    .11     3     19     .11    .11    .11
R/E TAX RCVRY         158   730      .58    .32    .92   156    605     .64    .40   1.02
INSURANCE RCVRY       135   588      .09    .05    .14   134    493     .11    .06    .18
UTILlTIES RCVRY        45   215      .11    .04    .25    45    185     .14    .04    .29
MERCH ASSOC             3     9      .20    .10    .20     3      9     .20    .10    .20
MKTG FUND               8    79      .06    .03    .25     8     76     .06    .03    .25
TEMP TENANT INC         8    37      .04    .00    .07     8     30     .04    .00    .09
MISC INCOME            97   505      .07    .03    .18    96    422     .09    .04    .21
TOTL ANNUAL  INC      183   811     8.27   6.23  11.39   182    690    9.67   7.21  13.63
                      -------------------------------------------------------------------------------------------------------------
                      SQ  FOOTAGE  OCCUPANCY  LEVEL    92%             TENANTS  OCCUPANCY LEVEL       90%
                      -------------------------------------------------------------------------------------------------------------
TOTAL
----------------
GROSS MINIMUM         203  1988    6.50    4.96   8.95   201   1785    7.33   5.30   9.81
ACTUAL MINIMUM        203  1967    5.84    4.54   7.98   202   1787    6.34   4.81   8.73
PERCENTAGE  RENT       75   948     .14     .04    .37    73    845     .15    .04    .38
ENCLOSED CA SVS        10   100     .43     .12   1.09    10     79     .49    .13   1.09
NON-ENCL CA SVS       182  1801     .36     .21    .79   181   1642     .39    .22    .82
FOOD CRT CA SVS
HVAC RECOVERY           4    60     .08     .02    .08     4     58     .08    .02    .08
R/E TAX RCVRY         183  1851     .46     .28    .76   181   1656     .52    .31    .84
INSURANCE RCVRY       156  1545     .05     .03    .11   154   1373     .06    .03    .13
UTTILITIES RCVRY       56   596     .08     .02    .23    55    530     .07    .03    .26
MERCH ASSOC             4    69     .11     .03    .11     3     47     .03    .02    .03
MKTG FUND               9    88     .09     .03    .29     9     85     .09    .03    .30
TEMP TENANT INC        12   179     .02     .01    .02    12    152     .02    .01    .03
MISC INC0ME           110  1282     .03     .01    .09   108   1126     .04    .01    .09
TOTL. ANNUAL INC      204  1990    6.91    5.41   9.53   202   1787    7.54   5.77  10.32
                      -------------------------------------------------------------------------------------------------------------
                      SQ  FOOTAGE  OCCUPANCY  LEVEL   96%              TENANTS  OCCUPANCY  LEVEL  92%
                      -------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

FOOTNOTE: SQUARE FOOTAGE FIGURES (SQ.FT.) ARE REPORTED IN MULTIPLES OF TEN
          THOUSAND. SEE GUIDELINES SECTION FOR EXPLANATION OF REPORTS AND INTERPRETATION OF DATA. COPYRIGHT 1995, IREM.
================================================================================


256 open - regional

SELECTED REGIONAL AREAS                                                    OPEN
================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
OPEN SHOPPING CENTERS                                                    REGION 4
-----------------------------------------------------------------------------------------------------------------------------------
CHART OF ACCTS            S/TOTAL  POTENTIAL  GLA          S/TOTAL  AVG.  ACTUAL  OCCUP.     $/BALANCE  TOTAL      S/BALANCE  AVG.
                                                                                              POTENTIAL  GLA      ACTUAL  OCCUPANCY
                     CENTERS SQ. --------S--------      CENTERS  SQ. --------S--------     CENTERS  SQ.  -S-    CENTERS  SQ.  -S-
                             FT.    MED.     RANGE               FT.    MED.     RANGE              FT.  MED             FT.  MED
                          (10000)          LOW   HIGH         (10000)         LOW    HIGH         (10000)              (10000)
EXPNS-OPEN/CA        ---------------------------------------------------------------------------------------------------------------
----------------
MAINT & REPAIR
----------------
 PRKG LOT/SDWLK       163   1650    .03    .01   .07       162   1507    .03   .01   .08    156     737     .07     153   628
 SWEEPING             176   1768    .08    .06   .11       174   1591    .09   .06   .12    169     790     .19     165   654
 ROOF REPAIR          136   1371    .02    .01   .04       134   1191    .02   .01   .05    130     665     .04     127   538
 PLUMBING             114   1058    .01    .00   .02       112    916    .01   .00   .02    109     564     .02     105   457
 ELECTRICAL           152   1524    .02    .01   .03       151   1370    .02   .01   .04    144     709     .05     141   594
 PAINT/DECORATE        92    932    .02    .01   .06        92    847    .02   .01   .06     87     451     .04      85   385
 OTHER                120   1245    .04    .01   .10       120   1133    .04   .02   .12    114     576     .07     114   499
 SUBTOTAL M & R       202   1984    .20    .14   .31       200   1781    .21   .15   .35    191     880     .48     187   733

SERVICES
----------------
OUTDR LANSCAPE        192   1930    .10    .05   .16        190  1731    .10   .06   .17    182     858     .22     178   715
SNOW  REMOVAL          50    565    .01    .00   .04         50   539    .01   .00   .04     47     195     .04      47   179
SECURITY               57    691    .03    .01   .07         56   622    .03   .01   .07     57     316     .05      56   222
TRASH  REMOVAL        131   1341    .06    .02   .13        129  1177    .07   .02   .14    125     654     .13     121   533
CLEANING               70    720    .05    .01   .10         69   630    .04   .01   .12     66     391     .08      64   327
OTHER                  77    857    .02    .01   .04         76   778    .02   .01   .05     74     377     .03      73   322
SUBTOTAL SRVCS        200   1972    .16    .09   .33        198  1768    .19   .09   .37    190     881     .40     186   734

UTILITIES
----------------
ELECTRICITY           160   1587   .08     .05   .13        159  1440    .09   .05   .13    151     706     .18     149   599
HVAC FUEL-ELEC         12    156   .09     .07   .14         11   113    .10   .06   .13     12      98     .21      1l    67
           -OIL         3     17   .14     .02   .14          2     9    .28   .02   .28      3       9     .24       2     4
           -GAS        14    216   .01     .00   .01         14   191    .01   .00   .01     14      94     .01      14    77
           -STEAM
           -OTHER       4     38   .04     .02   .04          4    33    .05   .03   .05      4      25     .07       4    21
WATER & SEWER         144   1455   .03     .01   .13        143  1320    .04   .01   .15    137     666     .07     134   560
COMB ELEC              26    246   .13     .10   .17         26   227    .16   .11   .22     26     102     .25      25    87
OTHER                  18    206   .01     .01   .01         18   187    .01   .01   .03     18      92     .03      18    80
SUBTOTAL UTILS        196   1954   .12     .06   .23        194  1751    .13   .07   .25    186     878     .29     182   731

OTHER
----------------
ADMIN FEE              74    709   .04     .01   .08         73   627    .04   .01   .09     72     331     .09      70   211
OTHER CA EXPNS         40    489   .01     .00   .03         38   423    .02   .00   .03     38     191     .02      36   145

TAXES
----------------
R/E TAX               204   1990   .65     .40   .95        202   1787   .69   .46  1.11    192     884    1.50     188   737
-ANCHOR OWNED          13    111   .51     .40   .66         12    100   .56   .40   .66     10      38    1.40       9    30
-ANCHOR G/L             3     44  2.46     .02  2.46          3     42  2.46   .03  2.46      3      18    4.06       3    18
-ANCHOR B/L            73    711   .31     .21   .51         73    650   .37   .22   .52     67     220    1.13      65    80
-OUTPARCEL G/L          9    105   .08     .01   .12          9    101   .09   .01   .12      7      31     .16       7    29
-OUTPARCEL B/L         16    168   .17     .06   .57         16    148   .17   .06   .62     16      68     .49      16    51
-BALANCE              147   1439   .51     .21   .91        146   1292   .56   .22  1.03    145     682     .88     144   572

OTHER TAX/FEES         26    335   .31     .00   .02         26    300   .01   .00   .02     24     174     .02      24    45
----------------
INSURANCE             204   1990   .11     .07   .17        202   1787   .12   .08   .19    192     884     .25     188   737
-LIABILITY            163   1636   .05     .02   .09        162   1491   .05   .02   .11    153     710     .10     150   134
-PROPERTY             152   1524   .07     .04   .12        151   1371   .58   .04   .13    143     698     .16     140   183
-OTHER                 40    361   .01     .00   .06         40    308   .01   .00   .07     37     165     .03      37   134
SUBTOTAL INS/TAX      204   1990   .76     .50  1.11        202   1787   .81   .58  1.25    192     884    1.89     188   737

OTHER  EXPENSES
----------------
ADMIN  PAYROLL         32    498   .15     .09   .34         31   411    .17   .09   .37     32     266     .32      30   204
MANAGEMENT FEE        187   1773   .28     .19   .37        185  1577    .31   .20   .41    176     817     .63     172   677
MERCH ASSOC             6     73   .12     .01   .05          6    -     .02   .01   .05      6      15     .28       5    35
MKTG FUND              25    312   .03     .01   .13         24   275    .03   .01   .12     23     131     .08      22   106
PROF SRVCS            142   1556   .06     .02   .13        140  1388    .06   .02   .13    137     701     .13     133   577
MARKETING              49    460   .01     .01   .03         48   400    .02   .01   .04     48     219     .04      45   172
OTHER MAINT            76    759   .04     .02   .09         75   696    .04   .02   .10     72     293     .10      70   248
OTHER HVAC             58    539   .01     .00   .03         57   490    .01   .00   .04     52     216     .02      51   182
FOOD COURT
OTHER                  97   1042   .02     .01   .08         97   935    .02   .01   .09     93     404     .05      93   337
TOTAL EXPENSES        204   1990  1.77    1.17  2.50        202  1787   1.99  1.28  2.93    192     884    4.29     188   737


                      -------------------------------------------------------------------------------------------------------------
                         E/I  RATIO  (TAE/TAI)    .25           MGT  FEE  CAM  REIMBURSABLE  (% YES)  36%
-----------------------------------------------------------------------------------------------------------------------------------

FOOTNOTE: SQUARE FOOTAGE FIGURES (SQ.FT.) ARE REPORTED IN MULTIPLES OF TEN
          THOUSAND. SEE GUIDELINES SECTION FOR EXPLANATION OF REPORTS AND INTERPRETATION OF DATA. COPYRIGHT 1995, IREM.
================================================================================


                                                             open - regional 257

REGIONAL ANALYSIS BY BUILDING SIZE                                          OPEN
================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
OPEN SHOPPING CENTERS                                      BY BUILDING SIZE REGION 4         25,000-  49,999 SQ. FT
-----------------------------------------------------------------------------------------------------------------------------------
CHART OF ACCTS            S/TOTAL  POTENTIAL  GLA          S/TOTAL  AVG.  ACTUAL  OCCUP.     $/BALANCE  TOTAL      S/BALANCE  AVG.
                                                                                              POTENTIAL  GLA      ACTUAL  OCCUPANCY
                     CENTERS SQ. --------S--------      CENTERS  SQ. --------S--------     CENTERS  SQ.  -S-    CENTERS  SQ.  -S-
                             FT.    MED.     RANGE               FT.    MED.     RANGE              FT.  MED             FT.  MED
                          (10000)          LOW   HIGH         (10000)         LOW    HIGH         (10000)              (10000)
                     --------------------------------------------------------------------------------------------------------------
INCOME-ANCHORS
--------------
OWNED PARCEL
ACTUAL MINIMUM         4    11     5.64   3.05   5.64     4     11     5.64   3.05   5.64    NOT  APPLICABLE       NOT  APPLICABLE
TOTL ANNUAL INC        4    11     6.48   3.14   6.48     4     11     6.48   3.14   6.48
GRAND LEASE ONLY
ACTUAL MINIMUM
TOTL ANNUAL INC
BUILDING LEASE
ACTUAL MINIMUM        25    65     5.90   4.95    8.31   25     63    6.10    5.42   9.00
TOTAL ANNUAL INC      25    65     6.70   5.34   10.55   25     63    6.76    5.67  12.58
OUTPARCELS/PADS
GRND LEASE ONLY
ACTUAL MINIMUM         2     1     9.29   3.65    9.29    2      1    9.29    3.65   9.29
TOTL ANNUAL INC        2     1    12.57   4.00   12.57    2      1   12.57    4.00  12.57
BUILDING LEASE
ACTUAL MINIMUM         3     2    10.96   5.00   10.96    3      2   10.96    5.00  10.96
TOTL ANNUAL INC        3     2    14.08   5.00   14.08    3      2   14.08    5.00  14.08
BAL OF CENTER
ACTUAL MINIMUM        45   107     6.78   5.24    9.14   45     96    7.69    5.84   9.50
TOTL ANNUAL INC       45   107     7.87   5.94   11.12   45     96    8.41    7.02  11.45
TOTL ALL INC
ACTUAL MINIMUM        51   186     6.25   5.16    8.76   51    173    6.86    5.62   9.19
TOTL ANNUAL INC       51   186     7.16   5.87   11.10   51    173    7.87    6.45  11.40

EXPNS OPEN/CA
-----
SUBTOTAL M & R        50   183      .22    .16     .36   50    169     .22     .16    .40     45    105   .40       44    92  .44
SUBTOTAL SRVCS        49   179      .20    .09     .40   49    165     .22     .09    .48     44    106   .39       43    93  .40
SUBTOTAL UTILS        46   167      .17    .11     .33   46    153     .18     .11    .42     41    105   .28       40    92  .31
SUBTOTL INS/TAX       51   186      .77    .58    1.11   51    173     .82     .58   1.36     46    109  1.53       45    96 1.63
TOTAL EXPENSES        51   186     1.79   1.23    3.01   51    173    2.26    1.23   3.15     46    109  3.54       45    96 3.98

-----------------------------------------------------------------------------------------------------------------------------------
OPEN SHOPPING CENTERS                                      BY BUILDING SIZE REGION 4         50,000-  99,999 SQ. FT
-----------------------------------------------------------------------------------------------------------------------------------
CHART OF ACCTS            S/TOTAL  POTENTIAL  GLA          S/TOTAL  AVG.  ACTUAL  OCCUP.     $/BALANCE  TOTAL      S/BALANCE  AVG.
                                                                                              POTENTIAL  GLA      ACTUAL  OCCUPANCY
                     CENTERS SQ. --------S--------      CENTERS  SQ. --------S--------     CENTERS  SQ.  -S-    CENTERS  SQ.  -S-
                             FT.    MED.     RANGE               FT.    MED.     RANGE              FT.  MED             FT.  MED
                          (10000)          LOW   HIGH         (10000)         LOW    HIGH         (10000)              (10000)
                     --------------------------------------------------------------------------------------------------------------
INCOME-ANCHORS
--------------
OWNED PARCEL
ACTUAL MINIMUM          4   13     9.75   3.69   9.75      4     13     9.75  3.69   9.75    NOT  APPLICABLE      NOT  APPLICABLE
TOTL ANNUAL INC         5   18     4.04   3.84  10.96      5     18     4.34  3.84  10.96
GRAND LEASE ONLY
ACTUAL MINIMUM          1    5     3.60   3.60   3.60      1      5     3.60  3.60   3.60
TOTL ANNUAL INC         1    5     3.88   3.88   3.88      1      5     3.38  3.88   3.88
BUILDING LEASE
ACTUAL MINIMUM         54  226     6.02   4.42   7.09
TOTAL ANNUAL INC       54  226     7.13   5.50   8.72     54    222     7.13  5.50   8.72
OUTPARCELS/PADS
GRND LEASE ONLY
ACTUAL MINIMUM          6    5    13.09   3.21  21.54      6      5    13.19  3.21  21.54
TOTL ANNUAL INC         6    5    13.82   3.81  25.86      6      5    13.82  3.81  25.86
BUILDING LEASE
ACTUAL MINIMUM         11   10    10.40   6.70  20.12     11      9    10.40  7.43  20.12
TOTL ANNUAL INC        11   10    10.75   7.32  22.57     11      9    10.75  7.43  22.57
BAL OF CENTER
ACTUAL MINIMUM         62  231     7.06   5.38   9.53     61    196     3.67  6.43  10.56
TOTL ANNUAL INC        62  231     8.42   6.69  11.33     61    196     9.90  7.13  12.68
TOTL ALL INC
ACTUAL MINIMUM         69  511     6.54   5.19   7.80     68    467     7.40  5.61   8.45
TOTL ANNUAL INC        69  511     7.77   5.84   9.27     68    467     3.17  6.51  10.25

EXPNS OPEN/CA
SUBTOTAL M & R         69  511      .20    .15    .30     68    467      .22   .16    .32      64     241   .47       63   205  .55
SUBTOTAL SRVCS         68  503      .18    .10    .27     67    458      .19   .10    .29      64     241   .39       63   205  .44
SUBTOTAL UTILS         67  497      .13    .08    .18     66    453      .13   .08    .22      63     239   .28       62   203  .30
SUBTOTL INS/TAX        69  511      .81    .54   1.21     68    467      .92   .67   1.25      64     241  2.02       63   205 2.39
TOTAL EXPENSES         69  511     1.87   1.44   2.36     68    467     2.05  1.44   2.64      64     241  4.24       63   205 5.05


-----------------------------------------------------------------------------------------------------------------------------------

FOOTNOTE: SQUARE FOOTAGE FIGURES (SQ.FT.) ARE REPORTED IN MULTIPLES OF TEN
          THOUSAND. SEE GUIDELINES SECTION FOR EXPLANATION OF REPORTS AND INTERPRETATION OF DATA. COPYRIGHT 1995, IREM.
================================================================================


                                                             Open - regional 271

REGIONAL ANALYSIS BY BUILDING SIZE                                          OPEN
================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
OPEN SHOPPING CENTERS                                      BY BUILDING SIZE REGION 4         100,000-  199,999 SQ. FT
-----------------------------------------------------------------------------------------------------------------------------------
CHART OF ACCTS            S/TOTAL  POTENTIAL  GLA          S/TOTAL  AVG.  ACTUAL  OCCUP.     $/BALANCE  TOTAL      S/BALANCE  AVG.
                                                                                              POTENTIAL  GLA      ACTUAL  OCCUPANCY
                     CENTERS SQ. --------S--------      CENTERS  SQ. --------S--------     CENTERS  SQ.  -S-    CENTERS  SQ.  -S-
                             FT.    MED.     RANGE               FT.    MED.     RANGE              FT.  MED             FT.  MED
                          (10000)          LOW   HIGH         (10000)         LOW    HIGH         (10000)              (10000)
                     --------------------------------------------------------------------------------------------------------------
INCOME-ANCHORS
--------------
OWNED PARCEL
ACTUAL MINIMUM          4    32    4.12   4.09   4.12      4     32    4.12   4.09   4.12    NOT  APPLICABLE       NOT  APPLICABLE
TOTL ANNUAL INC         6    48    4.67    .69   5.26      6     48    4.67    .69   5.26
GRAND LEASE ONLY
ACTUAL MINIMUM          2    11   13.39  13.39  13.39      2     11   13.39  13.39  13.39
TOTL ANNUAL INC         2    11   47.24  47.24  47.24      2     11   47.24  47.24  47.24
BUILDING LEASE
ACTUAL MINIMUM         48   427    4.75   3.74   6.40     48    406    4.75   3.85   6.40
TOTAL ANNUAL INC       48   427    5.27   4.19   7.26     48    406    5.30   4.45   7.26
OUTPARCELS/PADS
GRND LEASE ONLY
ACTUAL MINIMUM          6     7   15.39   9.85  28.69      6      6   16.29  14.32  28.69
TOTL ANNUAL INC         7     8   17.25   6.09  17.48      7      6   17.48   6.09  18.79
BUILDING LEASE
ACTUAL MINIMUM         11    21    9.68   4.24  10.48     11     21    9.68   4.24  10.48
TOTL ANNUAL INC        11    21   11.15   4.24  14.46     11     21   11.15   4.24  14.46
BAL OF CENTER
ACTUAL MINIMUM         57   329    7.40   5.04  10.69     57    284    7.96   6.50  12.10
TOTL ANNUAL INC        57   329    8.58   6.63  12.97     57    284    9.62   8.03  14.36
TOTL ALL INC
ACTUAL MINIMUM         61   867    5.09   4.12   8.03     61    800    5.45   4.54   8.78
TOTL ANNUAL INC        61   867    6.09   4.99   9.12     61    800    6.70   5.41  10.19

EXPNS OPEN/CA
-------------
SUBTOTAL M & R         61   867     .17    .12    .27     61    800     .18    .13    .32     60    344    .53     59   298    .59
SUBTOTAL SRVCS         61   867     .12    .08    .33     61    800     .14    .09    .35     60    344    .56     59   298    .57
SUBTOTAL UTILS         61   867     .07    .05    .21     61    800     .07    .05    .22     60    344    .29     59   298    .30
SUBTOTL INS/TAX        61   867     .72    .43    .91     61    800     .76    .47   1.17     60    344   1.89     59   298   2.17
TOTAL EXPENSES         61   867    1.62    .95   2.27     61    800    1.76   1.12   2.81     60    344   4.91     59   298   5.49

-----------------------------------------------------------------------------------------------------------------------------------
OPEN SHOPPING CENTERS                                      BY BUILDING SIZE REGION 4         50,000-  99,999 SQ. FT
-----------------------------------------------------------------------------------------------------------------------------------
CHART OF ACCTS            S/TOTAL  POTENTIAL  GLA          S/TOTAL  AVG.  ACTUAL  OCCUP.     $/BALANCE  TOTAL      S/BALANCE  AVG.
                                                                                              POTENTIAL  GLA      ACTUAL  OCCUPANCY
                     CENTERS SQ. --------S--------      CENTERS  SQ. --------S--------     CENTERS  SQ.  -S-    CENTERS  SQ.  -S-
                             FT.    MED.     RANGE               FT.    MED.     RANGE              FT.  MED             FT.  MED
                          (10000)          LOW   HIGH         (10000)         LOW    HIGH         (10000)              (10000)
                     --------------------------------------------------------------------------------------------------------------
INCOME-ANCHORS
--------------
OWNED PARCEL
ACTUAL MINIMUM           2   12     4.30   3.14  4.30      1     4      7.83   7.83   7.83    NOT  APPLICABLE       NOT  APPL:.~FI..
TOTL ANNUAL INC          2   12     5.33   4.54  5.33      1     4      9.70   9.70   9.70
GRAND LEASE ONLY
ACTUAL MINIMUM
TOTL ANNUAL INC
BUILDING LEASE
ACTUAL MINIMUM          19   81     4.27   3.71  4.66     18    74      4.30   3.81   4.77
TOTAL ANNUAL INC        19   81     5.71   4.79  7.07     18    74      6.40   5.44   7.07
OUTPARCELS/PADS
GRND LEASE ONLY
ACTUAL MINIMUM           3    2    10.04   1.25 10.04      3     2     10.04   1.25  10.04
TOTL ANNUAL INC          3    2    10.04   3.38 10.04      3     2     10.04   3.38  10.04
BUILDING LEASE
ACTUAL MINIMUM           5    2    10.69   6.78 14.29      5     2     10.69   6.78  14.29
TOTL ANNUAL INC          5    2    11.19  10.49 15.68      5     2     11.19  10.49  15.68
BAL OF CENTER
ACTUAL MINIMUM          31  147     6.01   4.56  7.61     29   120      6.43   5.19   8.65
TOTL ANNUAL INC         31  147     8.44   6.64 10.78     29   120      9.19   7.27  13.19
TOTL ALL INC
ACTUAL MINIMUM          35  259     4.98   4.18  7.31     33   220      5.49   4.72   7.88
TOTL ANNUAL INC         35  259     7.25   5.54  9.46     33   220      7.57   5.79  11.71

EXPNS OPEN/CA
-------------
SUBTOTAL M & R          35  259      .20    .12   .34     33   220       .23    .12    .37    33    154     .39    31     126   .42
SUBTOTAL SRVCS          35  259      .29    .21   .42     33   220       .30    .23    .60    33    154     .46    31     126   .50
SUBTOTAL UTILS          34  252      .13    .10   .21     32   214       .17    .11    .24    32    152     .25    30     124   .28
SUBTOTL INS/TAX         35  259     1.38    .83  2.29     33   220      1.68    .99   2.08    33    154    2.84    31     126  2.96
TOTAL EXPENSES          35  259     2.58   1.82  4.15     33   220      2.75   1.90   4.24    33    154    4.78    31     126  5.30
-----------------------------------------------------------------------------------------------------------------------------------

FOOTNOTE: SQUARE FOOTAGE FIGURES (SQ.FT.) ARE REPORTED IN MULTIPLES OF TEN
          THOUSAND. SEE GUIDELINES SECTION FOR EXPLANATION OF REPORTS AND INTERPRETATION OF DATA. COPYRIGHT 1995, IREM.
================================================================================


272 Open - regional

Dollars & Cents of
Shopping Centers(TM):
1995

A Study of Receipts and Expenses in
Shopping Center Operations

Michael D. Beyard
Project Director

Suzan J. Spink
Project Manager

Deloitte & Touche
Accountants for the Study

Algorists, Inc.
Software Engineering for the Study

[LOGO]                     Urban Land
                           Institute

================================================================================
Table 6-3  U.S. Neighborhood Shopping Centers in the South: Center Size, Center
           Sales, and Operating Results

====================================================================================================================================
Number of Centers in sample: 118                                          Lower     Upper               Lower     Upper     Number
                                                    Average    Median     Decile    Decile   Median    Decile     Decile   Reporting
====================================================================================================================================
====================================================================================================================================
Center Size (Square Feet)
====================================================================================================================================
Total floor space (GLA and all other floor area)     60,817    60,680     36,321    88,824                                   117
------------------------------------------------------------------------------------------------------------------------------------
Owned gross leasable area                            58,361    57,281     34,480    87,485                                   118
------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
Center Sales
====================================================================================================================================
All tenants (per square foot of GLA)                $218.06   $219.07     $90.09   $346.68                                    70
------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
Operating Results                                       Dollars per Square Foot of GLA        Percent of Total Receipts
====================================================================================================================================
====================================================================================================================================
Total Operating Receipts                              $7.13     $6.82      $3.05    $12.34   100.00%   100.00%    100.00%    118
====================================================================================================================================
Total rent                                             6.09      5.75       2.81     10.09    87.29     78.94      95.83     118
------------------------------------------------------------------------------------------------------------------------------------
  Rental income--minimum                               5.98      5.66       2.64     10.09    85.07     73.63      93.89     118
------------------------------------------------------------------------------------------------------------------------------------
  Rental income--overages                              0.28      0.19       0.02      0.75     3.59      0.20      18.77      40
------------------------------------------------------------------------------------------------------------------------------------
Total common area charges                              0.40      0.37       0.06      0.92     5.18      1.44       9.43     105
------------------------------------------------------------------------------------------------------------------------------------
Total other charges                                    0.60      0.59       0.12      1.32     7.62      2.77      14.63     111
------------------------------------------------------------------------------------------------------------------------------------
  Property taxes and insurance                         0.59      0.59       0.16      1.21     7.25      3.39      13.68     103
------------------------------------------------------------------------------------------------------------------------------------
    Property taxes                                     0.51      0.50       0.13      1.06     6.54      2.94      12.04     106
------------------------------------------------------------------------------------------------------------------------------------
    Insurance                                          0.08      0.08       0.02      0.18     0.97      0.32       2.29      85
------------------------------------------------------------------------------------------------------------------------------------
  Other escalation charges                             0.29      0.23       0.01      0.93     3.31      0.07      10.99      12
------------------------------------------------------------------------------------------------------------------------------------
  Income from sale of liabilities                      0.10      0.07       0.01      0.25     0.72      0.13       2.85      18
------------------------------------------------------------------------------------------------------------------------------------
Total miscellaneous income                             0.06      0.03       0.00      0.30     0.38      0.04       2.96      80
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Total Operating Expenses                              $2.12     $2.04      $0.90     $3.78    30.02%    19.02%     50.99%    118
====================================================================================================================================
Total maintenance and housekeeping                     0.64      0.80       0.23      1.30     8.40      3.87      18.11     118
------------------------------------------------------------------------------------------------------------------------------------
  Parking lot, mall, other common areas                0.44      0.40       0.11      1.00     6.29      2.52      11.93     118
------------------------------------------------------------------------------------------------------------------------------------
    Parking lot                                        0.11      0.10       0.02      0.26     1.35      0.26       3.85     105
------------------------------------------------------------------------------------------------------------------------------------
    Utilities                                          0.13      0.11       0.04      0.30     1.59      0.63       3.99     111
------------------------------------------------------------------------------------------------------------------------------------
    Security                                           0.04      0.03       0.00      0.16     0.29      0.04       1.96      36
------------------------------------------------------------------------------------------------------------------------------------
    Enclosed mall HVAC                                                                                                         2
------------------------------------------------------------------------------------------------------------------------------------
    Snow removal                                       0.01      0.01       0.00      0.02     0.08      0.02       0.35      19
------------------------------------------------------------------------------------------------------------------------------------
    Trash removal                                      0.07      0.05       0.01      0.19     0.82      0.08       2.32      72
------------------------------------------------------------------------------------------------------------------------------------
    Landscaping                                        0.10      0.09       0.01      0.23     1.22      0.35       2.74     108
------------------------------------------------------------------------------------------------------------------------------------
    Elevator/escalator                                                                                                         3
------------------------------------------------------------------------------------------------------------------------------------
    Other                                              0.07      0.05       0.01      0.32     0.58      0.14       3.95      64
------------------------------------------------------------------------------------------------------------------------------------
  Building maintenance                                 0.15      0.13       0.02      0.39     1.64      0.23       7.84     113
------------------------------------------------------------------------------------------------------------------------------------
    Roof repair                                        0.04      0.03       0.00      0.16     0.44      0.04       3.35      80
------------------------------------------------------------------------------------------------------------------------------------
    Other maintenance                                  0.12      0.10       0.01      0.31     1.23      0.18       5.14     105
------------------------------------------------------------------------------------------------------------------------------------
  Central utility system                                                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
  Other office area services                           0.09      0.07       0.01      0.27     0.88      0.24       4.93      13
------------------------------------------------------------------------------------------------------------------------------------
Total advertising and promotion                        0.02      0.01       0.00      0.09     0.22      0.03       1.30      74
------------------------------------------------------------------------------------------------------------------------------------
  Advertising                                          0.01      0.01       0.00      0.06     0.18      0.02       1.22      60
------------------------------------------------------------------------------------------------------------------------------------
  Promotions/special events                            0.06      0.02       0.00      0.30     0.25      0.06       1.87      14
------------------------------------------------------------------------------------------------------------------------------------
  Christmas decor/events                               0.02      0.01       0.00      0.06     0.17      0.06       0.78      26
------------------------------------------------------------------------------------------------------------------------------------
  Marketing administration                             0.01      0.00                          0.10                            8
------------------------------------------------------------------------------------------------------------------------------------
  Merchants association                                                                                                        1
------------------------------------------------------------------------------------------------------------------------------------
Total real estate taxes                                0.71      0.70       0.26      1.39     9.56      5.56      17.48     116
------------------------------------------------------------------------------------------------------------------------------------
Total insurance                                        0.15      0.15       0.06      0.26     2.34      0.77       4.86     115
------------------------------------------------------------------------------------------------------------------------------------
  Liability insurance                                  0.06      0.06       0.02      0.21     0.88      0.22       3.95      70
------------------------------------------------------------------------------------------------------------------------------------
  Property insurance                                   0.09      0.08       0.02      0.21     1.17      0.45       3.48      80
------------------------------------------------------------------------------------------------------------------------------------
  Special (earthquake/fire)                            0.05      0.05                          0.51                            5
------------------------------------------------------------------------------------------------------------------------------------
  Other insurance                                      0.02      0.02       0.00      0.05     0.22      0.08       0.71      20
------------------------------------------------------------------------------------------------------------------------------------
Total general and administrative                       0.54      0.49       0.18      1.06     7.12      3.78      13.83     114
------------------------------------------------------------------------------------------------------------------------------------
  Management agent fees                                0.31      0.31       0.14      0.55     4.58      2.66       6.33     100
------------------------------------------------------------------------------------------------------------------------------------
  Leasing agent fees                                   0.14      0.11       0.02      0.35     1.49      0.31       4.24      68
------------------------------------------------------------------------------------------------------------------------------------
  Bad debt allowance                                   0.13      0.09       0.01      0.39     1.07      0.11       6.68      18
------------------------------------------------------------------------------------------------------------------------------------
  On-site payroll and benefits                         0.18      0.08       0.02      0.71     1.17      0.36       8.70      22
------------------------------------------------------------------------------------------------------------------------------------
  Professional services                                0.06      0.04       0.01      0.20     0.67      0.19       2.00      86
------------------------------------------------------------------------------------------------------------------------------------
  Other                                                0.04      0.02       0.01      0.20     0.32      0.04       3.79      79
------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
Net Operating Balance                                 $4.96     $4.65      $1.66     $8.70    69.98%    49.01%     80.98%    118
====================================================================================================================================

Note: Because data are means, medians, and deciles, detaile amounts do not add to totals. No median figures are shown if fewer than five values were reported for any income or expense category, and no lower and upper decile amounts are shown if fewer than 10 values were reported.
================================================================================


188  U.S. Neighborhood Shopping Centers

================================================================================
Table 6-6 Comparison of Sales and Rent of Principal Tenants in U.S. Neighborhood
          Centers and In Eastern Neighborhood Centers

================================================================================
Tenant                              Sales Volume per         Sales Volume per
Classification                     Square Foot of GLA       Square Foot of GLA
================================================================================
                                    U.S.      Eastern        U.S.      Eastern
                                   Median     Median        Median      Median
--------------------------------------------------------------------------------
Supermarket                        $302.64     $342.08      $4.30        $3.47
--------------------------------------------------------------------------------
Superstore                          308.37      436.68       6.42         7.23
--------------------------------------------------------------------------------
Restaurant (with liquor)            168.00      142.47      10.83         7.83
--------------------------------------------------------------------------------
Cleaner and dyer                    114.80       74.35      12.44        13.56
--------------------------------------------------------------------------------
Drugs                               208.63      227.18       7.26         8.25
--------------------------------------------------------------------------------
Superdrugs                          197.28      171.13       6.38         7.45
--------------------------------------------------------------------------------

================================================================================
Table 6-7 Comparison of Sales and Rent of Principal Tenants in U.S. Neighborhood
          Centers and In Southern Neighborhood Centers

================================================================================
Tenant                              Sales Volume per         Sales Volume per
Classification                     Square Foot of GLA       Square Foot of GLA
================================================================================
                                    U.S.     Southern        U.S.      Southern
                                   Median     Median        Median      Median
--------------------------------------------------------------------------------
Supermarket                        $302.64     $290.33      $4.30        $4.09
--------------------------------------------------------------------------------
Superstore                          308.37      301.82       6.42         6.27
--------------------------------------------------------------------------------
Restaurant (with liquor)            168.00      221.76      10.83        11.17
--------------------------------------------------------------------------------
Cleaner and dyer                    114.80      119.46      12.44        11.56
--------------------------------------------------------------------------------
Drugs                               208.63      207.82       7.26         6.18
--------------------------------------------------------------------------------
Superdrugs                          197.28      186.54       6.38         6.75
--------------------------------------------------------------------------------

================================================================================
Table 6-8 Comparison of Sales and Rent of Principal Tenants in U.S. Neighborhood
          Centers and In Midwestern Neighborhood Centers

================================================================================
Tenant                              Sales Volume per         Sales Volume per
Classification                     Square Foot of GLA       Square Foot of GLA
================================================================================
                                    U.S.    Midwestern       U.S.     Midwestern
                                   Median     Median        Median      Median
--------------------------------------------------------------------------------
Supermarket                        $302.64     $249.72      $4.30        $3.94
--------------------------------------------------------------------------------
Superstore                          308.37      293.36       6.42         5.00
--------------------------------------------------------------------------------
Restaurant (with liquor)            168.00      104.72      10.83         9.06
--------------------------------------------------------------------------------
Cleaner and dyer                    114.80      127.20      12.44        11.33
--------------------------------------------------------------------------------
Drugs                               208.63                   7.26         6.94
--------------------------------------------------------------------------------
Superdrugs                          197.28      271.36       6.38         5.69
--------------------------------------------------------------------------------
================================================================================

================================================================================
Table 6-9 Comparison of Sales and Rent of Principal Tenants in U.S. Neighborhood
          Centers and In Western Neighborhood Centers

================================================================================
Tenant                              Sales Volume per         Sales Volume per
Classification                     Square Foot of GLA       Square Foot of GLA
================================================================================
                                    U.S.      Western        U.S.      Western
                                   Median     Median        Median      Median
--------------------------------------------------------------------------------
Supermarket                        $302.64     $378.71      $4.30        $4.71
--------------------------------------------------------------------------------
Superstore                          308.37      412.70       6.42         7.07
--------------------------------------------------------------------------------
Restaurant (with liquor)            168.00      196.09      10.83        16.02
--------------------------------------------------------------------------------
Cleaner and dyer                    114.80      111.43      12.44        15.60
--------------------------------------------------------------------------------
Drugs                               208.63                   7.26         8.54
--------------------------------------------------------------------------------
Superdrugs                          197.28      167.63       6.38         5.83
--------------------------------------------------------------------------------
================================================================================


                                         U.S. Neighborhood Shopping Centers  191

================================================================================
Table 6-14 U.S. Neighborhood Shopping Centers in Agre Group 20 Years Old and
           Older: Center Size, Center Sales, and Operating Results

====================================================================================================================================
Number of Centers in sample: 95                                           Lower     Upper                Lower     Upper    Number
                                                   Average     Median     Decile    Decile    Median    Decile     Decile  Reporting
====================================================================================================================================
====================================================================================================================================
Center Size (Square Feet)
====================================================================================================================================
Total floor space (GLA and all other floor area)    66,095     66,388     35,899    95,958                                    94
------------------------------------------------------------------------------------------------------------------------------------
Owned gross leasable area                           62,095     61,237     33,528    95,241                                    95
------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
Center Sales
====================================================================================================================================
All tenants (per square foot of GLA)               $194.24    $188.33     $89.40   $305.04                                    68
------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
Operating Results                                       Dollars per Square Foot of GLA         Percent of Total Receipts
====================================================================================================================================
====================================================================================================================================
Total Operating Receipts                             $7.21      $6.79      $2.97    $12.97    100.00%   100.00%    100.00%    95
====================================================================================================================================
Total rent                                            5.99       5.46       2.74     11.21     84.96     74.69      96.20     95
------------------------------------------------------------------------------------------------------------------------------------
  Rental income--minimum                              5.75       5.38       2.36     10.41     82.26     67.21      93.34     95
------------------------------------------------------------------------------------------------------------------------------------
  Rental income--overages                             0.30       0.24       0.03      1.09      3.87      0.27      18.96     55
------------------------------------------------------------------------------------------------------------------------------------
Total common area charges                             0.47       0.44       0.07      1.23      6.24      1.24      11.52     84
------------------------------------------------------------------------------------------------------------------------------------
Total other charges                                   0.68       0.66       0.08      1.62      8.88      1.64      17.81     85
------------------------------------------------------------------------------------------------------------------------------------
  Property taxes and insurance                        0.67       0.63       0.11      1.40      8.22      1.75      17.57     78
------------------------------------------------------------------------------------------------------------------------------------
    Property taxes                                    0.57       0.53       0.08      1.28      6.59      1.55      15.33     79
------------------------------------------------------------------------------------------------------------------------------------
    Insurance                                         0.10       0.09       0.03      0.23      1.05      0.36       2.74     61
------------------------------------------------------------------------------------------------------------------------------------
  Other escalation charges                            0.10       0.05                           0.45                           9
------------------------------------------------------------------------------------------------------------------------------------
  Income from sale of Utilities                       0.20       0.12       0.00      0.77      1.44      0.07       5.90     19
------------------------------------------------------------------------------------------------------------------------------------
Total miscellaneous income                            0.05       0.04       0.00      0.21      0.44      0.04       2.14     50
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Total Operating Expenses                             $2.34      $2.16      $1.01     $4.46     32.85%    16.99%     65.96%    95
====================================================================================================================================
Total maintenance and housekeeping                    0.73       0.74       0.24      1.37      9.28      4.96      21.53     95
------------------------------------------------------------------------------------------------------------------------------------
  Parking lot, mall, other common areas               0.47       0.45       0.14      0.94      6.48      2.85      14.79     95
------------------------------------------------------------------------------------------------------------------------------------
    Parking lot                                       0.12       0.10       0.03      0.31      1.59      0.34       4.50     89
------------------------------------------------------------------------------------------------------------------------------------
    Utilities                                         0.14       0.12       0.05      0.32      1.82      0.67       4.16     89
------------------------------------------------------------------------------------------------------------------------------------
    Security                                          0.09       0.05       0.00      0.31      0.65      0.05       2.73     24
------------------------------------------------------------------------------------------------------------------------------------
    Enclosed mall HVAC                                0.07       0.08                           1.59                           5
------------------------------------------------------------------------------------------------------------------------------------
    Snow removal                                      0.06       0.06       0.01      0.20      0.85      0.16       3.27     47
------------------------------------------------------------------------------------------------------------------------------------
    Trash removal                                     0.05       0.04       0.01      0.14      0.42      0.13       1.55     57
------------------------------------------------------------------------------------------------------------------------------------
    Landscaping                                       0.07       0.06       0.01      0.16      0.80      0.22       2.53     78
------------------------------------------------------------------------------------------------------------------------------------
    Elevator/escalator                                                                                                         1
------------------------------------------------------------------------------------------------------------------------------------
    Other                                             0.11       0.07       0.02      0.43      1.19      0.27       5.29     39
------------------------------------------------------------------------------------------------------------------------------------
  Building maintenance                                0.22       0.19       0.03      0.58      2.74      0.50      10.75     92
------------------------------------------------------------------------------------------------------------------------------------
    Roof repair                                       0.06       0.04       0.01      0.24      0.62      0.16       3.52     70
------------------------------------------------------------------------------------------------------------------------------------
    Other maintenance                                 0.16       0.11       0.03      0.50      1.82      0.35       6.59     84
------------------------------------------------------------------------------------------------------------------------------------
  Central utility system                                                                                                       2
------------------------------------------------------------------------------------------------------------------------------------
  Other office area services                          0.10       0.10       0.03      0.23      1.36      0.61       3.14     11
------------------------------------------------------------------------------------------------------------------------------------
Total advertising and promotion                       0.04       0.02       0.00      0.15      0.36      0.04       2.07     53
------------------------------------------------------------------------------------------------------------------------------------
  Advertising                                         0.02       0.01       0.00      0.08      0.19      0.01       1.40     41
------------------------------------------------------------------------------------------------------------------------------------
  Promotions/special events                           0.03       0.02       0.00      0.08      0.28      0.06       1.07     14
------------------------------------------------------------------------------------------------------------------------------------
  Christmas decor/events                              0.02       0.02       0.00      0.05      0.19      0.04       0.71     18
------------------------------------------------------------------------------------------------------------------------------------
  Marketing administration                            0.04       0.01                           0.37                           5
------------------------------------------------------------------------------------------------------------------------------------
  Merchants association                               0.03       0.01                           0.35                           8
------------------------------------------------------------------------------------------------------------------------------------
Total real estate taxes                               0.74       0.72       0.24      1.73      9.85      4.10      21.85     90
------------------------------------------------------------------------------------------------------------------------------------
Total insurance                                       0.18       0.17       0.09      0.30      2.66      1.12       4.85     95
------------------------------------------------------------------------------------------------------------------------------------
  Liability insurance                                 0.08       0.08       0.01      0.17      1.20      0.24       3.03     66
------------------------------------------------------------------------------------------------------------------------------------
  Property insurance                                  0.10       0.11       0.03      0.22      1.54      0.44       3.62     66
------------------------------------------------------------------------------------------------------------------------------------
  Special (earthquake/fire)                           0.10       0.10                           0.77                           9
------------------------------------------------------------------------------------------------------------------------------------
  Other insurance                                     0.01       0.01       0.00      0.03      0.15      0.04       0.59     18
------------------------------------------------------------------------------------------------------------------------------------
Total general and administrative                      0.55       0.50       0.09      1.31      7.06      1.47      18.80     91
------------------------------------------------------------------------------------------------------------------------------------
  Management agent fees                               0.27       0.28       0.07      0.51      4.24      0.89       5.96     69
------------------------------------------------------------------------------------------------------------------------------------
  Leasing agent fees                                  0.18       0.13       0.02      0.47      2.15      0.36       5.37     38
------------------------------------------------------------------------------------------------------------------------------------
  Bad debt allowance                                  0.09       0.07       0.01      0.22      0.95      0.10       2.88     14
------------------------------------------------------------------------------------------------------------------------------------
  On-site payroll and benefits                        0.38       0.40       0.03      0.96      3.59      0.34      15.35     23
------------------------------------------------------------------------------------------------------------------------------------
  Professional services                               0.06       0.04       0.01      0.25      0.65      0.17       3.36     72
------------------------------------------------------------------------------------------------------------------------------------
  Other                                               0.13       0.05       0.00      0.71      0.50      0.04      15.16     46
------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
Net Operating Balance                                $4.68      $4.39      $1.34     $9.92     67.15%    34.04%     83.01%    95
====================================================================================================================================

Note: Because data are means, medians, and deciles, detailed amounts do not add to totals. No median figures are shown if fewer than five values were reported for any income or expense category, and no lower and upper decile amounts are shown if fewer than 10 values were reported.
================================================================================


                                         U.S. Neighborhood Shopping Centers  197

================================================================================
Table 6-15 Tenants Most Frequently Found in U.S. Neighborhood Shopping Centers

==================================================================================================================
                                                  Average                      Median Sales        Median Total
                                                   Number     Median GLA        Volume Per           Rent Per
Tenant Classification                     Rank   of Stores  (Square Feet)   Square Foot of GLA  Square Foot of GLA
==================================================================================================================
Food
------------------------------------------------------------------------------------------------------------------
Supermarket                              8          0.3       24,448                $302.64               $4.30
------------------------------------------------------------------------------------------------------------------
Superstore                               7          0.3       36,975                 308.37                6.42
------------------------------------------------------------------------------------------------------------------
Food Service
------------------------------------------------------------------------------------------------------------------
Restaurant (without liquor)             12          0.2        2,230                 153.32               12.00
------------------------------------------------------------------------------------------------------------------
Restaurant (with liquor)                 3          0.4        3,400                 168.00               10.83
------------------------------------------------------------------------------------------------------------------
Sandwich shop                           13          0.2        1,289                 193.45               10.87
------------------------------------------------------------------------------------------------------------------
Pizza                                    5          0.3        1,720                 155.76               11.42
------------------------------------------------------------------------------------------------------------------
Gifts/Specialty
------------------------------------------------------------------------------------------------------------------
Cards and gifts                         14          0.2        2,600                 100.78               10.59
------------------------------------------------------------------------------------------------------------------
Jewelry
------------------------------------------------------------------------------------------------------------------
Jewelry                                 20          0.2        1,250                 270.07               13.56
------------------------------------------------------------------------------------------------------------------
Liquor
------------------------------------------------------------------------------------------------------------------
Liquor/wine                             18          0.2        2,800                 226.85                8.58
------------------------------------------------------------------------------------------------------------------
Drugs
------------------------------------------------------------------------------------------------------------------
Superdrugs                              15          0.2        1,500                 197.28                6.38
------------------------------------------------------------------------------------------------------------------
Drugs                                    9          0.2        8,125                 208.63                7.26
------------------------------------------------------------------------------------------------------------------
Other Retail
------------------------------------------------------------------------------------------------------------------
Flowers/plant store                     17          0.2        1,281                  91.17               11.40
------------------------------------------------------------------------------------------------------------------
Personal Services
------------------------------------------------------------------------------------------------------------------
Beauty                                   1          0.5        1,200                 148.69               10.00
------------------------------------------------------------------------------------------------------------------
Cleaner and dyer                         4          0.4        1,500                 114.80               12.44
------------------------------------------------------------------------------------------------------------------
Laundry                                 19          0.2        1,800                  65.46                9.03
------------------------------------------------------------------------------------------------------------------
Travel agent                            16          0.2        1,050                                      11.50
------------------------------------------------------------------------------------------------------------------
Unisex hair                             10          0.2        1,200                 126.29               11.26
------------------------------------------------------------------------------------------------------------------
Video tape rentals                       6          0.3        2,500                  96.45                9.70
------------------------------------------------------------------------------------------------------------------
Financial
------------------------------------------------------------------------------------------------------------------
Banks                                   11          0.2        3,200                                      13.81
------------------------------------------------------------------------------------------------------------------
Offices (other than Financial)
------------------------------------------------------------------------------------------------------------------
Medical and dental                       2          0.5        1,514                                      10.86
------------------------------------------------------------------------------------------------------------------
==================================================================================================================


                                         U.S. Neighborhood Shopping Centers  199

================================================================================
Table 6-19 High Sales Volume Tenants in U.S. Neighborhood Shopping Centers

================================================================================
Tenant                                                   Median Sales Volume per
Classification                                             Square Foot of GLA
================================================================================
Superstore                                                      $308.37
--------------------------------------------------------------------------------
Supermarket                                                      302.64
--------------------------------------------------------------------------------
Jewelry                                                          270.07
--------------------------------------------------------------------------------
Bakery                                                           256.21
--------------------------------------------------------------------------------
Records and tapes                                                245.97
--------------------------------------------------------------------------------
Special apparel--unisex                                          240.60
--------------------------------------------------------------------------------
Hamburgers                                                       234.32
--------------------------------------------------------------------------------
Liquor/wine                                                      226.85
--------------------------------------------------------------------------------
Ice cream parlor                                                 214.73
--------------------------------------------------------------------------------
Drugs                                                            208.63
--------------------------------------------------------------------------------
================================================================================

================================================================================
Table 6-20 Low Sales Volume Tenants in U.S. Neighborhood Shopping Centers

================================================================================
Tenant                                                   Median Sales Volume per
Classification                                             Square Foot of GLA
================================================================================
Health spa/figure salon                                          $40.39
--------------------------------------------------------------------------------
Arts and crafts                                                   61.15
--------------------------------------------------------------------------------
Fabric shops                                                      62.79
--------------------------------------------------------------------------------
Laundry                                                           65.46
--------------------------------------------------------------------------------
Shoe repair                                                       66.90
--------------------------------------------------------------------------------
Chines fast food                                                  69.22
--------------------------------------------------------------------------------
Interior decorator                                                74.56
--------------------------------------------------------------------------------
Variety store                                                     82.30
--------------------------------------------------------------------------------
Hardware                                                          90.40
--------------------------------------------------------------------------------
Flowers/plant store                                               91.17
--------------------------------------------------------------------------------
================================================================================

================================================================================
Table 6-21 High Total Rent Tenants in U.S. Neighborhood Shopping Centers

================================================================================
Tenant                                                     Median Total Rent per
Classification                                              Square Foot of GLA
================================================================================
Automatic teller machine                                         $29.83
--------------------------------------------------------------------------------
Italian fast food                                                 17.03
--------------------------------------------------------------------------------
Coffee/tea                                                        16.42
--------------------------------------------------------------------------------
Ice cream parlor                                                  16.00
--------------------------------------------------------------------------------
Doughnut/muffin shop                                              15.96
--------------------------------------------------------------------------------
Eyeglasses--optician                                              15.50
--------------------------------------------------------------------------------
Delicatessan                                                      15.00
--------------------------------------------------------------------------------
Brokerage                                                         14.58
--------------------------------------------------------------------------------
Savings and loan                                                  14.40
--------------------------------------------------------------------------------
Home accessories                                                  14.17
--------------------------------------------------------------------------------
================================================================================

================================================================================
Table 6-22 Low Total Rent Tenants in U.S. Neighborhood Shopping Centers

================================================================================
Tenant                                                     Median Total Rent per
Classification                                              Square Foot of GLA
================================================================================
Discount department store                                        $3.38
--------------------------------------------------------------------------------
Cinemas                                                           3.89
--------------------------------------------------------------------------------
Variety store                                                     4.09
--------------------------------------------------------------------------------
Supermarket                                                       4.30
--------------------------------------------------------------------------------
Hardware                                                          5.46
--------------------------------------------------------------------------------
Arts and crafts                                                   6.24
--------------------------------------------------------------------------------
Fabric shops                                                      6.25
--------------------------------------------------------------------------------
Interior decorator                                                6.25
--------------------------------------------------------------------------------
Superdrugs                                                        6.38
--------------------------------------------------------------------------------
Superstore                                                        6.42
--------------------------------------------------------------------------------
================================================================================


                                         U.S. Neighborhood Shopping Centers  201

================================================================================
Table 6-23 Anchor Tenants In U.S. Neighborhood Shopping Centers

=================================================================================================================
                                           Average                         Median Sales           Median Total
                                           Number        Median GLA         Volume Per              Rent Per
Tenant Classification             Rank    of Stores    (Square Feet)    Square Foot of GLA     Square Foot of GLA
=================================================================================================================
Variety store                      6                     12,189                 71.35                  4.00
-----------------------------------------------------------------------------------------------------------------
Discount department store          5         0.1         28,239                 98.46                  3.33
-----------------------------------------------------------------------------------------------------------------
Supermarket                        2         0.2         24,448                302.64                  4.18
-----------------------------------------------------------------------------------------------------------------
Superstore                         1         0.3         36,975                307.36                  6.42
-----------------------------------------------------------------------------------------------------------------
Restaurant (with liquor)           8                      7,500                257.42                 13.98
-----------------------------------------------------------------------------------------------------------------
Furniture                          9                     19,006                 87.64                  2.95
-----------------------------------------------------------------------------------------------------------------
Automotive (TB&A)                 10                      6,350                151.91                  7.79
-----------------------------------------------------------------------------------------------------------------
Superdrugs                         3         0.1         16,160                194.12                  6.16
-----------------------------------------------------------------------------------------------------------------
Drugs                              4         0.1          8,640                232.79                  7.50
-----------------------------------------------------------------------------------------------------------------
Banks                              7                      4,855                                       15.14
-----------------------------------------------------------------------------------------------------------------
*Less than 0.05%
=================================================================================================================



================================================================================
Table 6-24 Comparison of Sales and Rent of Principal Tenants in U.S. Neighborhood Shopping Centers

================================================================================
Tenant                               Sales Volume per          Sales Volume per
Classification                      Square Foot of GLA        Square Foot of GLA
================================================================================
                                     U.S.         U.S.         U.S.        U.S.
                                   Average       Median      Average      Median
--------------------------------------------------------------------------------
Supermarket                        $305.24       $302.64      $4.30        $4.30
-------------------------------------------------------------------------------
Superstore                          343.29        308.37       6.23         6.42
-------------------------------------------------------------------------------
Restaurant (with liquor)            174.00        168.00      11.08        10.83
-------------------------------------------------------------------------------
Cleaner and dyer                    116.12        114.80      12.79        12.44
-------------------------------------------------------------------------------
Drugs                               222.58        208.63       7.38         7.26
-------------------------------------------------------------------------------
Superdrugs                          240.28        197.28       6.32         6.38
-------------------------------------------------------------------------------
Restaurant (with liquor)            173.63        153.32      12.69        12.00
--------------------------------------------------------------------------------
================================================================================


202  U.S. Neighborhood Shopping Centers

--------------------------------------------------------------------------------
                                                       ADDENDUM I QUALIFICATIONS
--------------------------------------------------------------------------------

                                   Addendum I

                                 QUALIFICATIONS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                  QUALIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                             TIMOTHY K. WILHOIT, MAI
                            Assistant Vice President

            CB Commercial Real Estate Group, Inc., Appraisal Services
                       201 South Orange Avenue, Suite 1460
                             Orlando, Florida 32801
                                  (407) 843A020

                                   EDUCATIONAL

BS,Business Administration, East Tennessee State University, Johnson City, Tennessee - 1978 Appraisal Institute Courses 1-A, 1-B, 2, 3, 4. Attended numerous educational seminars sponsored by the Appraisal Institute and the State of Florida since 1983, including Standards of Professional Practice, Appraising for Federal Agencies, Hotel/Motel Valuation and Computer Income Analysis

                           LICENSE(S)/CERTIFICATION(S)

Registered Real Estate Broker-Salesman; State of Florida (No. BL0414574) Certified General Appraiser; State of Florida (No. RZ0000882)

                                  PROFESSIONAL

                               Appraisal Institute

                  Designated Member (MAI), Certificate No.7819

                            Qualified Expert Witness

                 District and Circuit Courts - State of Florida

                              EMPLOYMENT EXPERIENCE

Eighteen years of Real Estate Appraisal and Consulting experience throughout the United States.

1978-1983        Tennessee Department of Transportation      Knoxville, TN
1983-1986        Pardue, Heid, Church, Smith & Walker, Inc.  Orlando & Tampa, FL
1986-Present     CB Commercial Real Estate Group, Inc. -     Orlando, FL
                 Appraisal Services - Asst. Vice President

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                  QUALIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                            SAMUEL W. HINES, MAI, SGA
                     First Vice President - Regional Manager

            CB Commercial Real Estate Group, Inc., Appraisal Services
                       201 South Orange Avenue, Suite 1460
                             Orlando, Florida 32801
                                  (407) 843A020

                                   EDUCATIONAL

BBA - Management & Finance, Univ. of    Postgraduate, Marketing, University of
      Miami-1966 Coral Gables, Florida  Akron - 1968 Akron, Ohio

Appraisal Institute Courses 1-A, 1-B, 2, 4, 6. Numerous educational seminars sponsored by the Appraisal Institute and State of Florida since 1974, including Standards of Professional Practice, Appraisal Regulations for Federal Agencies, Appraising Pension Fund Portfolios, Hotel/Motel Valuation and computer Income Analysis. Co-author of seminar on Appraisal of Golf Properties.

                           LICENSE(S)/CERTIFICATION(S)

Registered Real Estate Broker State of Florida (No. BL0131749)
Certified General Appraiser; State of Florida (No. RZ0000126)

                                  PROFESSIONAL

                               Appraisal Institute

Designated Member (MAI), Certificate No.6467   President - East Florida -
National Board of Directors (1994-1996)         Chapter (1993)
National Nominating Committee (1996)           Chair - Region X (1996)
                                               National Finance Committee (1996)

                           Society of Golf Appraisers

SGA Charter Member - President 1994-95

                            Qualified Expert Witness

U.S. Department of Justice - NY District   County, District Civil, & Appellate
Federal Bankruptcy, NY, MO, FL              Courts - FL
Past Special Master, Property Appraisal Adjustment Board, Seminole/Orange Counties, FL (1985-1994)

                               Other Affiliations

Associate Member - Urban Land Institute      Associate Member - U.S. Golf-
Sponsor Member - National Golf Foundation     Association
Golf Course Superintendents Association of America - Affiliate Member
National Conference of Real Estate Investment Fiduciaries - Member - Valuation Committee

                              EMPLOYMENT EXPERIENCE

Twenty-two years of Real Estate Appraisal and Consulting experience throughout the United States.

1969-1973          Merrill Lynch, Pierce, Fenner & Smith    Santa Ana,
                                                            CA/Orlando, FL
1974-1976          Charter Mortgage Commercial Division     Orlando, FL
1977-1981          Pardue, Heid, Church, Smith & Wailer     Orlando, FL
1982-1984          Zom Companies (Investors & Developers)   winter Park, FL
1984-Present       CB Commercial Real Estate Group, Inc.    Orlando, FL
                   1st Vice President - FL Regional Manager
                   Lodging Appraisal Group & Golf Properties
                   Appraisal Group - National Coordinator

--------------------------------------------------------------------------------

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                               COMPLETE APPRAISAL
                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                               CIRCLE PLAZA K-MART
                                    Route 15
                           Shamokin Dam, Pennsylvania
                               CB File No. 96-093P


                                    [LOGO]CB
                                   COMMERCIAL

                          Delivering Solutions Through
                           Local Knowledge Worldwide

                               COMPLETE APPRAISAL
                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                               CIRCLE PLAZA K-MART
                                    Route 15
                           Shamokin Dam, Pennsylvania
                               CB File No. 96-093P


                                  DATE OF VALUE

                                  May 15, 1996


                                  PREPARED FOR


                                 MORGAN STANLEY
                              Mortgage Capital Inc.
                                  1585 Broadway
                               New York, NY 10036


                                   PREPARED BY


                      CB COMMERCIAL REAL ESTATE GROUP, INC.
                               APPRAISAL SERVICES
                        560 Lexington Avenue, 16th Floor
                            New York, New York 10022

             [LETTERHEAD OF CB COMMERCIAL REAL ESTATE GROUP, INC.]


June 19, 1996

MORGAN STANLEY
Mortgage Capital Inc.
1585 Broadway
New York, NY  10036

RE:      Appraisal of Shopping Center
         CIRCLE PLAZA K-MART
         Route 15 & 11
         Shamokin Dam, Pennsylvania
         CB File No. 96-093P

Dear Ladies and Gentlemen;

At your request and authorization, CB Commercial Real Estate Group, Inc. has prepared a Complete Appraisal presented in a self-contained appraisal report of the current market value of the leased fee estate in the above-referenced real property.

The subject property is a single story neighborhood shopping center featuring 92,171 square feet of gross leasable area. The shopping center consists of a single-tenant K-Mart Department Store. The property is more fully described, legally and physically, within the enclosed report.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

Based on research and analysis contained in this report, it is estimated that the current market value of the leased fee estate in the subject property as of May 15, 1996, is:

                   TWO MILLION THREE HUNDRED THOUSAND DOLLARS
                                  ($2,300,000)

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, and The Financial Institution Reform, Recovery, and Enforcement Act of 1989 (FIRREA). Furthermore, this report has been prepared in conformance with our interpretation of the appropriate regulations and guidelines set forth by Morgan Stanley.

Morgan Stanley
June 19, 1996
Page 2

It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CB Commercial Real Estate Group, Inc. can be of further service, please do not hesitate to contact us.

Respectfully Submitted,

CB COMMERCIAL REAL ESTATE GROUP, INC.
APPRAISAL SERVICES

by:


/s/ Peter J. Jolicoeur                /s/ Michael R. Pecorino
-------------------------------       -------------------------------
Peter J. Jolicoeur                    Michael R. Pecorino, MAI
Senior Real Estate Analyst            Senior Vice President
                                      Northeast Regional Manager
                                      Pennsylvania Certification No. GA-001096-R

================================================================================
                                                 CERTIFICATION OF THE APPRAISERS
--------------------------------------------------------------------------------

                         CERTIFICATION OF THE APPRAISERS

We certify that to the best of our knowledge and belief:

      1. The statements of fact contained in this report are true and correct.

      2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

      3. We have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

      4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, such as the approval of a loan.

      5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. In addition, this report conforms to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act (FIRREA).

      6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

      7. Peter J. Jolicoeur and Michael R. Pecorino have completed the requirements of the continuing education program of the Appraisal Institute.

      8. The property was personally inspected by Peter J. Jolicoeur, but was not inspected by Michael R. Pecorino, MAI.

      9. No other person provided professional assistance to the persons signing this report.

      10. The undersigned appraisers have extensive experience in the appraisal/review of similar property types.


/s/ Peter J. Jolicoeur                /s/ Michael R. Pecorino
-------------------------------       -------------------------------
Peter J. Jolicoeur                    Michael R. Pecorino, MAI
Senior Real Estate Analyst            Senior Vice President
                                      Northeast Regional Manager
                                      Pennsylvania Certification No. GA-001096-R

--------------------------------------------------------------------------------

================================================================================
                                                             SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]


                FRONT VIEW OF THE SUBJECT PROPERTY FACING K-MART



                                [GRAPHIC OMITTED]


                FRONT VIEW OF THE SUBJECT PROPERTY FACING K-MART


--------------------------------------------------------------------------------

================================================================================
                                                        SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

                            SUMMARY OF SALIENT FACTS


Property Name:                            Circle Plaza K-Mart

Location:                                 Route 15, Shamokin Dam, Pennsylvania

Assessor's Parcel Number:                 Map 6, Parcel No. 54

Property Description:                     The subject property is a single
                                          story neighborhood shopping center
                                          featuring 92,171 square feet of
                                          gross leasable area. The
                                          improvements are situated on a
                                          912,732 square foot lot (20.95
                                          acre). Construction features include
                                          a concrete and steel frame and brick
                                          and split-faced block exterior
                                          walls.

Highest and Best Use

As Though Vacant:                         Land banking until such time that
                                          retail development becomes
                                          financially feasible

As Improved:                              Continued use as a shopping center

Property Rights Appraised:                Leased Fee

Date of Value:                            May 15, 1996

Land Area                                 912,732 Square Feet (20.95 acres)

Improvements

Building Area:

    Gross Leasable Area:                  92,171 SF

Year Built:                               1979

Condition:                                good

Estimated Marketing Time:                 12 months or less

--------------------------------------------------------------------------------

================================================================================
                                                        SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

Financial Indicators

Current Occupancy:                        100% Leased /100% Occupied

Stabilized Occupancy:                     100%

Market Rental Rate:                       $ 4.00 P.S.F.
                                          Anchor

Income Growth Rate:                       3.0%

Estimated Stabilized Expenses:            $ 0.98 P.S.F.

Expense Growth Rate:                      3.0%

Going-In Overall Capitalization Rate
Selected:                                 10.00%

Going-In Overall Capitalization Rate
Implied:                                  11.3%

Terminal Overall Capitalization Rate:
                                          10.50%

Discount Rate:                            11.50%


Valuation

Land Value:                               N/A

Cost Approach:                            N/A

Sales Comparison Approach:                $ 2,500,000

Income Capitalization Approach:           $ 2,300,000

Final Value

Conclusion:                               $ 2,300,000

Per Square Foot:                          $ 24.95/SF

--------------------------------------------------------------------------------

================================================================================
                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


CERTIFICATION OF THE APPRAISERS...............................................i

SUBJECT PHOTOGRAPHS..........................................................ii

SUMMARY OF SALIENT FACTS....................................................iii

TABLE OF CONTENTS.............................................................v

INTRODUCTION..................................................................1

AREA ANALYSIS.................................................................7

MARKET ANALYSIS..............................................................15

SITE ANALYSIS................................................................20

IMPROVEMENT ANALYSIS.........................................................22

ZONING.......................................................................25

TAX AND ASSESSMENT DATA......................................................26

HIGHEST AND BEST USE.........................................................27

APPRAISAL METHODOLOGY........................................................30

SALES COMPARISON APPROACH....................................................32

INCOME CAPITALIZATION APPROACH...............................................37

RECONCILIATION OF VALUE......................................................58

ASSUMPTIONS AND LIMITING CONDITIONS..........................................20

ADDENDA......................................................................64
     A........................................................Glossary Of Terms
     B...................................................Additional Photographs
     C................................................Improved Comparable Sales
     D.......................................................Rental Comparables
     E..........................................Strategic Mapping, Inc. Reports
     F................................................................Rent Roll
     G.........................................................PRO-JECT Reports
     H........................................................Engagement Letter
     I...........................................................Qualifications

--------------------------------------------------------------------------------

                                  INTRODUCTION

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

                                  INTRODUCTION

PROPERTY IDENTIFICATION

The subject is located at the intersection of Routes 15 and 11 in the borough of Shamokin Dam, Snyder County, Pennsylvania. The Borough assessor's tax identification number is Map 6, Parcel No. 54. A full metes and bounds legal description is included in the Addenda.

OWNERSHIP AND PROPERTY HISTORY

The subject is currently owned by Mark Centers Limited Partnership. The subject has not sold in the last three years and to the best of our knowledge there is no known current listing, option, or agreement of sale of the subject.

DATES OF INSPECTION AND VALUATION

The site was last inspected by Peter J. Jolicoeur on May 15, 1996. Michael R. Pecorino, MAI did not inspect the subject or the comparables employed but reviewed this report and concurs with the conclusions. The date of the market value is the date of inspection, May 15, 1996.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the current market value of the leased fee estate in the subject property in it's "As Is" condition. Market value is defined as follows:

      Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;
      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;
      3.    A reasonable time is allowed for exposure in the open market;
      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

TERMS AND DEFINITIONS

Please refer to the Addenda for a Glossary of the Terms and Definitions that are, and may be used in this appraisal.

INTENDED USE OF REPORT

This appraisal is for mortgage underwriting purposes.

PROPERTY RIGHTS APPRAISED

The value estimated represents the leased fee estate.

APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The following steps were completed by CB Commercial for this assignment:

      1.    Analyzed regional, city, neighborhood, site, and improvement data.
      2.    Inspected the subject and the neighborhood.
      3. Reviewed data regarding taxes, zoning, utilities, easements, and city services.
      4. Considered comparable improved sales, comparable improved building rental information, and comparable site sales. Data was confirmed with principals, managers, or real estate agents representing principals, unless otherwise noted.
      5. Analyzed the data to arrive at conclusions via each approach to value used in this report.
      6. Reconciled the results of each approach to value employed into a probable range of market data and finally an estimate of value for the subject, as defined herein.
      7. Estimated a reasonable exposure time associated with the value estimate.

The subject site and improvement descriptions are based on a personal inspection of the property, discussions with representatives of the subject property, and/or a review of relevant plat maps and leasing plans. The inspection is not a substitute for thorough engineering studies.

----------
(1) The definition of market value is taken from: The Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, ss.34.42(f), August 24, 1966. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

To develop the opinion of value, CB Commercial performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice. This means that no departures from Standard 1 were invoked.

This is a complete appraisal, in the form of a Self-Contained Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Standards of Professional Appraisal Practice. The definitions of Complete Appraisal and Self-Contained Report are found in the Glossary of Terms and Definitions. In a complete appraisal, CB Commercial uses all known applicable approaches to value. The value conclusion reflects all known information about the subject property, market conditions, and available data.

The Self-Contained Report incorporates to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. It also includes thorough descriptions of the subject property and the market for the subject property type. All data considered significant that was requested for this assignment was received by CB Commercial Real Estate Group, Inc. Appraisal Services.

SPECIAL APPRAISAL INSTRUCTIONS

There were no special appraisal instructions.

MARKETING PERIOD

The marketing period section is divided into reasonable exposure time and reasonable marketing time. Exposure time differs from marketing time. Marketing time is the period required to sell a real property interest at market value during the period immediately after the effective date of the appraisal. Exposure time is always presumed to precede the effective date of the appraisal.

Exposure time is not intended to be a prediction of a date of sale or a one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

      o     statistical information about days on the market
      o     information gathered through sales verification
      o     interviews of market participants.

The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions.

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

Reasonable Exposure Time

Exposure time is always presumed to precede the effective date of the appraisal. It is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but adequate, sufficient, and reasonable marketing effort. Exposure time and appraisal conclusion of value are therefore interrelated.

Exposure time is often expressed as a range and is based on direct and indirect market data gathered during the market analysis, sales verifications, interviews with market participants, and other appropriate sources. The amount of time which a property will require to be marketed varies greatly depending on a number of factors including market conditions, listing price, terms of sale offered, and competitive listing inventory.

In addition to considering each of the factors noted above, CB Commercial considered:

      o exposure periods of comparable sales revealed during the course of this appraisal,
      o     the most recent CB Commercial National Investor Survey, and
      o the opinions of local knowledgeable real estate brokers and investors.

Market Conditions

Throughout the Snyder area, market conditions for most property types have been generally weak during the past three to four years. The value of most investment grade property types has decreased due to a number of factors. The lack of demand for investment properties and the inability of owners to make mortgage payments resulted in numerous foreclosures, or properties deeded back in lieu of foreclosure. Increased listing inventory has had a substantial downward influence on property values and the exposure time necessary to generate sales. Only recently, due to the competitive pricing in the market and improving economic conditions, has the number of transactions and active investors increased. These market conditions describe the current market and illustrate how exposure time is correlated with listing inventory, competitive pricing structures, and marketing efforts.

CB Commercial National Investor Survey

In the most recent issue of the CB Commercial National Investor Survey, published in the Second Quarter 1996, CB Commercial surveyed a wide range of investors for property type preferences and specific marketing times. Respondents showed a clear preference for apartments, suburban offices, warehouse/distribution, community shopping centers, neighborhood shopping centers, power centers, urban offices, and business parks. Investors

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

indicated that exposure requirements for investment property have changed little from the previous survey, now an average of approximately 8.5 months for the subject property type.

Real Estate Broker Surveys

As a second information source, appraisers solicited the opinions of real estate brokers knowledgeable in the subject market and property type. While the majority of individuals surveyed were reluctant to predict an exact exposure time length for retail property in general, they generally estimated an approximate range between 6 and 12 months. All assumed that property would be appropriately priced and marketed. When asked about the subject property specifically, the consensus of opinion was that the subject would receive average to above average recognition in the marketplace under a reasonable plan for pricing and promotion.

Exposure Time Conclusion

In conclusion, based on the foregoing analysis, an exposure time of between 6 and 12 months is reasonable, defensible, and appropriate. Like the brokers surveyed, CB Commercial assumes that the subject property would have been competitively priced and aggressively promoted regionally.

Reasonable Marketing Time

Reasonable marketing time is the period a prospective investor would forecast to sell the subject property immediately after the date of value, at the value estimated. Anticipated marketing time is essentially a measure of the perceived level of risk associated with the marketability, or liquidity, of the subject as an investment grade property. The sources for this information include those used in estimating the reasonable exposure time, but also an analysis of the anticipated changes in market conditions following the date of appraisal. In other words, the reasonable marketing time is the number of months it will require to sell the subject property from the date of value, into the future.

The reader must understand, however, that the future price for the subject property (at the end of the marketing time) may or may not equal the appraisal estimate. The future price depends on unpredictable changes in the physical real estate, demographic and economic trends, real estate markets in general, supply/demand characteristics for the property type, and many other factors.

Based on the premise that present market conditions are the best indicators of future performance in the short-term and under stable market conditions, a prudent investor will forecast that, under the conditions described above, the subject property will require a marketing time of 6 to 12 months.

--------------------------------------------------------------------------------

================================================================================
                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------

================================================================================
                                REGIONAL AREA MAP
--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

--------------------------------------------------------------------------------

================================================================================
                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

                                  AREA ANALYSIS

The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property.

A regional map indicating the location of the subject is presented on the previous page.

REGIONAL INFLUENCES

Location

The subject is located in the community of Shamokin Dam within Snyder County, in the middle portion of the state of Pennsylvania. Snyder County is not part of any larger Metropolitan Statistical Area (MSA). It is a rural county with three small communities, Shamokin Dam, Selinsgrove and Middleburg, each having a population of less than 10,000. Snyder County is bordered to the west by Mifflin County, to the east by Northumberland County, to the south by Juniata County, and to the north by Union County. A regional map indicating the location of the subject is presented on the following page.

Population

The 1995 population within Snyder County was estimated by Strategic Mapping, Inc. to be 38,023 which reflects a population density of 115 persons per square mile, similar to Union County to the north but roughly half that of Northumberland County to the east. This population level indicates a increase of 1,343, or 3.7% from the April 1, 1990 federal census. The population is expected to further increase slightly to approximately 39,395 by the year 2000.

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                                                                   AREA ANALYSIS
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Demographic statistics for Snyder County are summarized in the following table.

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                         SELECTED AREA DEMOGRAPHICS
                               SNYDER COUNTY
-----------------------------------------------------------------------------

 Population
        1995 Estimate                                       38,023
        1990 Census                                         36,680
        1990-1995 % Change                                    3.7%

 Households
        1995 Estimate                                       13,299
        1990 Census                                         12,764
        1990-1995 % Change                                    4.2%

 1995 Median Household Income                             $ 30,846
 1995 Average Household Income                            $ 37,120
 1990 Average Home Value                                  $ 62,720

 1990 % College Graduates                                    14.2%
-----------------------------------------------------------------------------
Source: Strategic Mapping, Inc.
Compiled by:  CB Commercial Real Estate Group, Inc.
=============================================================================

Households

Similar to the population level within the Snyder County, the number of households has increased in recent years and is projected to increase by 4.2% over the next five years. Between 1990 and 1995, the number of households in Snyder County increased by 4.2%. Projections for the year 2000 indicate a mature area with moderate growth. The average household size did not change between 1990 and 1995 (averaging 2.70 persons per household) and is expected to remain fairly stable over the next five years, dropping only slightly to 2.69.

Income

Per the data compiled by Strategic Mapping, Inc., the 1995 median household income in the Snyder County was $30,846. The median household income increased considerably between the 1980 and 1990 census by approximately 5.1% annually. The 1995 estimate indicates that growth in the median household income has slowed to 3.6% per annum from 1990 to 1995. Following this more recent trend, income growth is projected to increase at an average annual rate of 3.4% between 1995 and the year 2000, slightly less than inflation.

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                                                                   AREA ANALYSIS
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Employment

The total civilian labor force for Snyder County was 18,817 in April, 1996 with corresponding employment of 17,669 indicating an April, 1996 unemployment rate of 6.1%. The following table compares the unemployment rate for the area to that of the state and national average.

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                               UNEMPLOYMENT RATES
                      COMPARISON BY COUNTY, STATE, AND U.S.
==============================================================================
 Year       Snyder County                   Pennsylvania          U.S.
 1995           5.4%                            5.9%              5.7%
 1994           5.2%                            6.2%              6.1%
 1993           6.4%                            7.1%              6.8%
 1992           7.7%                            7.6%              7.4%
==============================================================================
Source: Pennsylvania Department of Labor and Employment Security, Bureau of
        Labor Market Information
Compiled by:  CB Commercial Real Estate Group, Inc.
==============================================================================

Most of the employment is in Manufacturing (34%) and Services (25%), followed by retail trade industries (17%). The area saw a slight gain in manufacturing employment between 1980 and 1990 but a much greater increase in white-collar jobs. Still this area has a high rate of manufacturing sector workers as compared to State of Pennsylvania averages. This reflects the county's history in manufacturing. The major employers in the area are as follows:

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                       SNYDER COUNTY MAJOR AREA EMPLOYERS
--------------------------------------------------------------------------
 Company                               Business          No. Employees
--------------------------------------------------------------------------
 Woodmode                             Cabinetry                1,000
 Phillips Products                  Manufacturers                300
 Selinsgrove School District          Education                  300
 Boscov Department Store              Retailer                   250
 Midwest School District              Education                  300
 Apex Homes                            Housing                   200
 Excel Homes                           Housing                   200
 Penn Luther Village                Nursing Home                 200
 Susquehanna University               Education                  250
--------------------------------------------------------------------------
Source: Snyder County Chamber of Commerce
Compiled by: CB Commercial Real Estate Group, Inc.
==========================================================================

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                                                                   AREA ANALYSIS
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Transportation

The Interstate highways serving Snyder County is primarily Interstate 80 which traverses Union County to the north. Interstate 80 traverses Pennsylvania in an east-west direction providing direct access to New Jersey and New York City. Access to this interstate is direct and easy via route 15. Route 15 traverses Snyder County making direct connections to Williamsport to the north and Harrisburg to the south. To the south, at Harrisburg, connections can be made to I-81. Overall, access to Shamokin Dam is good as there is direct access via Interstate 80.

The major airports serving the Snyder County area are the Wilkes Barre Scranton International Airport and locally the Penn Valley Airport. The Wilkes Barre Scranton International Airport is approximately 70 miles northeast of Shamokin Dam located along I-81 southwest of downtown Scranton. This airport provides for private and corporate flights as well as cargo shipments. The Snyder County area is also served by various Conrail freight lines.

Conclusion and Relevance to the Subject Property

The long term outlook for the Snyder County is considered good. The county has direct access to I-80 via route 15, a primary north-south roadway in this area. The county, while containing a number of industries, has grown in service sector employment over the past 15 years. At the same time, its industrial base has remained relatively constant. Population projections indicate moderate increases for Snyder County in the short- and long-term. This moderate growth trend holds true for households and income levels as well. This is a middle income area which should continue to support the existing retail stock.

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                                                                   AREA ANALYSIS
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NEIGHBORHOOD INFLUENCES

Location

The subject is located on the west side of Federal Highway 15, at its intersection with route 11. The boundaries for the subject neighborhood are considered to be a concentric ring having a radius of five miles. This encompasses the primary trade area, which emanates from the Borough of Shamokin Dam. A neighborhood map indicating the location of the subject is presented on the following page.

Land Use

Land use in the neighborhood consists of a mixture of commercial and residential development. To the north, along Route 15 the area is undeveloped, until the next county. It has recently been re-zoned for commercial use. The area to the northwest is also undeveloped and zoned for residential use. To the northeast across the Susquehanna River is the City of Sunbury. Moving south along Route 15 through to Hummels Wharf, is a strip of commercial improvements. The immediate area along Route 15 has a scattering of commercial improvements. Adjacent to the south of the subject is Orchard Hills Shopping Center. This center is anchored by a Giant supermarket and M & L Warehouse Outlet. Other small users are generally fast food franchises such as McDonalds, Pizza Hut and Long John Silvers. In addition there are other free-standing commercial uses such as motels, diners, bowling alleys and service stations. Approximately two miles south, situated on the west side of Route 15 is the Susquehanna Mall. The mall is the only one in the region. It is a 423,000 square foot mall, anchored by Boscov's Department Store, Bon-Ton, JC Penny and an Acme supermarket. Located across the street from the mall are two competing centers, the Plaza Shopping Center anchored by Value City and a Wal-Mart which opened in 1994. Shamokin Dam is made up primarily of single family homes located on either side of Route 15. The industrial base is concentrated in an area located south of Route 15, situated along the Susquehanna River.

Access

Accessibility to the neighborhood in general, and to the subject property in particular, is considered to be good. Access to Interstate 80 is direct from Route 15, approximately 20 miles north . Shamokin Dam is accessed from the west via Route 522, a local roadway. From the east, Shamokin Dam can be accessed from Route 11 which provides access to both Sunbury and Danville. Route 15 is a divided highway with multiple intersections within the Borough of Shamokin Dam. Intersections and access to commercial improvements are controlled by traffic lights.

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                                                                   AREA ANALYSIS
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                                NEIGHBORHOOD MAP
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                                [GRAPHIC OMITTED]

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Compiled by:  CB Commercial Real Estate Group, Inc.
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                                                                   AREA ANALYSIS
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Demographics

Selected Neighborhood demographics in a five, ten, and a fifteen mile radius from the subject are shown in the following table:

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                       SELECTED NEIGHBORHOOD DEMOGRAPHICS
==============================================================================
                                     5 mile        10 mile          15 mile
==============================================================================
 Population
        1995 Estimate                 34,166         67,676           142,592
        1990 Census                   34,201         67,007           140,468
        1990-1995 % Change             -0.1%           1.0%              1.5%
 Households
        1995 Estimate                 13,191         24,515            52,899
        1990 Census                   13,187         24,217            51,970
        1990-1995 % Change              0.0%           1.2%              1.8%
 1995 Median Household Income        $28,952        $31,017           $29,565
 1995 Average Household Income       $35,692        $38,673           $36,889
 1990 Average Home Value             $61,602        $67,876           $60,346
 Median Age Total Population            36.7           35.3              36.3
 1990 % College Graduates              15.8%          19.0%             17.2%
==============================================================================
Source:  Conquest Market Data
Compiled by:  CB Commercial Real Estate Group, Inc.
==============================================================================

The moderate upward trend in population and housing units is projected to continue through the year 2000. The subject property is situated within a middle-income residential area. The subject's department store competes with a free-standing Wal-Mart and several other department stores within the Susquehanna Mall, all located two miles south along Route 15. The population and households have increased within the primary, secondary and tertiary trade areas. Projections for the year 2000 indicate similar patterns. Income levels have edged upward approximately 3.4 percent per annum keeping pace with inflation. General income characteristics are slightly stronger for the ten-mile radii and fall off when including the 15 mile radii. More wealthy residents live to the north of Shamokin Dam in Lewisburg.

Growth and Trends

We are not aware of any proposed shopping centers within greater Shamokin Dam in the upcoming years. The owner's of the subject have indicated that a Redners Market has shown interest in a free-standing build-to-suit on the subject site, however, no formal plans have been made. The immediate neighborhood has not experienced significant retail development in the recent past. Most recently a Wal-Mart was built opposite the Susquehanna Mall, on the

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                                                                   AREA ANALYSIS
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southeasterly side of Route 15. Given the demographic profile and trends projected for this area, it is unlikely that any new retail development will take place for some time.

Conclusion and Relevance to the Subject Property

The subject property is situated along a major retail strip surrounded primarily by residential uses. The area features good accessibility to both the local transportation system and throughout the county and larger area. Currently, the subject's neighborhood is in the stabilization stage of its life cycle, a period of neither significant growth nor decline. The commercial strip is largely developed, although infill and redevelopment sites exist. There does not appear to be enough demand for any future development. We do not expect the character of the neighborhood to change in the near future.

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                                                                 MARKET ANALYSIS
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                                 MARKET ANALYSIS

Retail Overview

The retail market in Shamokin Dam is essentially stable. The immediate neighborhood was largely developed during the late 1960's through 1980. The most recent addition came in 1994, with the opening of a Wal-Mart Store. While there has been some vacancies by anchor tenants, these have generally been replaced by a competing store. Therefore, the make-up of this small market, two to three grocery stores and five department stores, has been relatively constant. We are not aware of any proposed shopping centers within the greater Shamokin Dam area in upcoming years. We noted, however, that the subject could be expanded with a planned grocery store. These negotiations are in the early stages.

According to Strategic Mapping, Inc., as well as our own observations and research, total retail development within the primary trade area, a five-mile radius of the subject property consists of approximately 900,000 square feet. This includes a 140,000 square foot community center in nearby Sunbury anchored by an Ames department store. The level of retail development for the ten mile radius increases to 1,230,000 including centers and free-standing department stores in Lewisburg to the north. Furthermore, retail development within a 15 mile radius consists of an estimated 1,700,000 square feet. This additional retail development is located in Shamokin and Danville, slightly larger sized communities located to the east of the subject in Montour and Northumberland Counties.

Local Retail Market

In order to project future performance of the retail space in the subject property consideration has been given to various market components that affect the supply and demand for this type of real estate property.
Specifically we have:

o Inspected the site and surrounding areas for the purpose of familiarizing ourselves with all the locational and environmental factors. In this regard, we have directed our attention to the physical qualities of the site, access and circulation, surrounding uses, and relationship to sources of market support.

o Reviewed the principal economic growth trends in the area in industry, population and employment. Our intention was to identify the degree of underlying support for existing improvements and future growth.

o Analyzed existing and foreseeable market conditions for retail properties in the area.

o Analyzed demographics of the subject property's trade area as well identified competition in order to assess, the subject property's current as well as future position in the market.

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                                                                 MARKET ANALYSIS
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Trade Area

The trade area of a shopping center is defined as the geographic area from which the sustaining patronage for steady support of a center is obtained. Determination of the boundaries is contingent upon various factors including but not limited to the nature and size of the center, area population, accessibility, physical barriers, location of competing facilities, and limitations of driving time and distance.

The subject's general trade area is considered to be that which encompasses a fifteen mile radius of the subject center. We broke this down further to include a five-mile ring (primary trade area), a ten-mile ring (secondary trade area) and a fifteen-mile ring (tertiary trade area).

Definition Of The Trade Area

The primary ingredients for success in these types of projects include the nature of the competition, population density, income levels, and disposable income. The actual size of the population needed to support this type of project cannot be fixed due to the complexities of the above factors, as well as changing methods of merchandising. Local conditions, such as number of households, income levels, and existing centers within the trade area can have the most dramatic impact upon any given project since these factors are what determine the purchasing power in an area. An additional ingredient leading to the success of a shopping center would be the tenant mix and characteristics of the leading tenants which attract shoppers to the project.

We have analyzed demographic data, competition, income levels for the subject trade area in the following sections. The demographic profiles of the primary, secondary and tertiary trade areas are presented in the Neighborhood Influences section of the report. Additional demographic information is contained within the Strategic Mapping, Inc. Profile Report located within the Addenda.

Population

The sales potential of a center is directly related to its proximity to the number of potential patrons. The historical and projected trends for population are important to examine when analyzing the trade area of a shopping center.

The historical population trends for the subject's trade areas indicate an increase in population between 1980 and 1995 followed by a further, albeit moderate, increase projected from 1995 to the year 2000. In the primary trade area the population increased by 6.0% between 1980 and 1990 to 34,201 and then witnessed a nominal decline to 34,166 in 1995. Population projections indicate an increase to 34,318 between 1995 and the year 2000. Both the

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                                                                 MARKET ANALYSIS
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secondary and tertiary trade areas have witnessed moderate increases in the past and have a future upward trend in population.

In order to further analyze the population change, we have examined the distribution of the population by age. When analyzing the population distribution by age, it should indicate in what age groups the population shifts are projected to take place. This is important to distinguish if it will have a great impact on the retail sales of the subject center. Shifts in the age groups under 24 years of age will affect the subject, however, less drastically than changes in the subject's core market approximately between the ages of 25 and 54.

As illustrated in the Profile Report located in the Addenda, a large percentage of the population in all three trade areas are in the age groups from 25 - 54. The population has a fair number of young persons (off-setting the plus-65 year-old category) which will move into their prime spending years. Estimated figures for 1995 indicated that the median age was slightly higher than the 1990 census in all three trade areas ranging from 35.3 to 36.7. Overall, the diversification among age groups is typical of the broader region.

Household Trends

When analyzing the demographics for a retail center, it is most important to focus on the trends in the household population. A household consists of one or more persons occupying a dwelling unit. A family would be considered a household unit, however single persons living alone or two or more unmarried persons sharing a dwelling are also considered a household unit. The household unit is perhaps the best indicator in determining the economic health of a trade area. One of the important components which bonds a household together is it's economic strength as a unit as compared to the economic viability of an individual; single person households not withstanding. If the population is slightly decreasing and yet the number of households is increasing, this would not necessarily be a negative indicator. This would imply that the average household size was shrinking. Each household has demand for goods that likely is not duplicated with a larger household size. This demand is duplicated however in the number of households.

Similar to population figures, the number of households in the trade area increased between 1980 and 1990. Subsequently, the number of households increased between 1990 and 1995 though at a slower pace in comparison to the previous decade. The number of households are projected to increase further in all three trade areas in upcoming years. These projections indicate a bolstering in retail sales.

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                                                                 MARKET ANALYSIS
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Household Income

The median household income in the subject's trade areas increased annually at an average rate of 3.6% from 1990 to 1995. Thus, the household incomes in the area grew at a pace slightly above inflation during this period. The projected annual income growth rates between 1995 and the year 2000 are approximately 3.5%, roughly at the projected rate of inflation. Overall, household income levels varied slightly between the three trade areas. The median household income levels ranged from $28,852 to $31,017 in 1995 with the primary trade area representing the lower end of the range.

Employment

The income characteristics of the trade areas for the subject property indicate that this is a predominately white-collar market. The trade areas had similar levels of white-collar employment, ranging from 45.3 to 48.6%. Each area saw loses in manufacturing employment ranging from 3% in the primary area to 10% in the tertiary area over the past 10 to 15 years. During the same period white-collar employment increased by 30% across the three trade areas. White-collar workers made-up similar percentages ranging from 45.3 to 48.6%. These ratios are similar to the state. Blue-collar workers made-up between 33.7% and 36.2% of the work force. The remaining percentages were in special services categories.

The 1990 Census information indicates that the unemployment rates ranged from a low of 4.8% in the secondary trade area to a high of 5.6% in the tertiary trade area. As discussed in the Location Analysis, the most recent unemployment rate in Snyder County was x.2% which indicates an overall decrease in employment from the 1990 Census. The relatively low unemployment rates in the primary and secondary trade areas reflect their diversity and the growth of these areas in white-collar employment. The existence of Susquehanna University and Bucknell University adds to the stability of these areas.

Expenditure Potential

The Expenditure Potential charts located in the Addenda outline Strategic Mapping, Inc. retail sales projections for the subject trade area. The highest sales growth in the primary trade area appears to be for drug and grocery stores. These categories also represent high growth in the secondary and tertiary trade areas. The average growth rate for retail sales in the primary trade area is projected at 1.78% in the primary trade area, 2.04% in the secondary trade area and 2.15% in the tertiary trade area.

Strategic Mapping, Inc. examines the product potential for various store types for each portion of the subject trade area. Based on statistical sampling, Strategic Mapping has derived a benchmark per household expenditures for each store type. Comparing the figures in the

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                                                                 MARKET ANALYSIS
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trade area to the benchmark figure, it is apparent that those individuals in the subject trade area are much more likely to spend on items in drugs, groceries, and convenience stores.

The Strategic Mapping Expenditure Potential Index is defined as follows, 'An index which shows the amount by which an area per household expenditures, differed from that of the benchmark.' The benchmark is defined as the average or common expenditure among households for a larger region. Values below 100 signify that this area is below the benchmark per household expenditures and correspondingly values above 100 indicate a higher than average expenditure per household. The overall Expenditure Index for the primary area is 91.9, while the benchmark indices for the secondary and tertiary trade areas are 96.9 and 94.1, respectively. In conclusion, the expenditure indices for the subject trade areas indicate that the trade area populations spend slightly less than the benchmark household on retail goods. Several product categories had benchmarks in excess of 100: drug, grocery and home center store sales. The next highest benchmark categories were convenience, fast food and auto-aftermarket stores. Overall, these statistics reveal a market that is economically moderate and therefore one that spends primarily upon necessities, (food stuffs and drugs primarily) with additional moneys on the home and in restaurants, particularly fast food. Still, less money was spend on high-end or luxury goods such as electronics, jewelry and apparel.

Market Indicators

The subject consists of a free-standing K-Mart. Discussions with local leasing agents reveal that typical anchor space rents in the area generally range from $4.00/SF to $8.00/SF depending upon the physical and locational characteristics of the space. Percentage rent clauses tend to be uncommon for satellite tenants. Retail leases are typically structured on an absolute net basis with flat rents over the term. Based upon discussions with brokers and managing agents in the area as well as our observations during our inspection, competing centers in the subject's market area have vacancy rates which generally fall within the 5.0% to 25.0% range mostly in satellite store space. There is only one major vacancy in the primary market, the Bi-Lo grocery store opposite the mall vacated their store in January of 1996.

Summary

Future projections indicate continued moderate increases in the population and households in all three trade areas from 1995 through 2000. Income levels appear to be increasing at rates equal with projected inflationary rates which is common during periods of economic recovery. Overall, the subject trade areas reflect average retail characteristics. The trade areas will exhibit moderate increases in spending potential over the near term. While the primary area is has relatively dense population there are a number of big box retailers including a recently built Wal-Mart. Thus, this area is highly competitive marketplace.

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                              PROPERTY DESCRIPTION

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                                                                   SITE ANALYSIS
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                                  SITE ANALYSIS

The description of the site can be detailed as follows:

      Location:                         The subject is located at the northwest
                                        corner of Routes 15 and 15/11 in the
                                        borough of Shamokin Dam. Ingress and
                                        egress to the subject are available via
                                        curb cuts from Route 15 and the merged
                                        Route 15/11 running through Shamokin
                                        Dam.

      Assessor's Parcel
      Number:                           Map 6, Parcel No. 54

      Land Area(2)                      The site contains 20.95 acres or
                                        912,732 square feet. According to the
                                        submitted plot plan, some 350,533 SF
                                        (8.05 acres) is non-usable, leaving the
                                        net area at 12.9 acres.

      Shape and Frontage:               The site is irregular in shape featuring
                                        good frontage along Route 15 of
                                        approximately 1,200 feet and
                                        approximately 450 feet of frontage along merged Route 15/11.

      Topography and Drainage:          The bulk of the site is flat, however,
                                        it is recessed from Route 15 and is
                                        roughly 10 feet above street grade.
                                        Thus, the entranceway slopes up from
                                        Routes 15 and 11/15 to the main parking
                                        area. The Ted's Landing Restaurant is
                                        located on a pad site situated across
                                        Route 15 and is at street grade. Our
                                        investigation did not reveal any
                                        significant drainage problems.

      Soils: No soil report was provided and it is assumed that the soil is adequate for the existing use.

      Easements:                        No title report was provided in
                                        connection with this appraisal. A survey showing the location of easements was submitted. Most of these refer to utility (gas) and water & sewer easements which should not affect the development or use of the site. There is a PA Department of Transportation right-of-way easement running through the northeast portion of the site, which may have affected the usable area. Our reading of the submitted site plan is not meant to be a definitive conclusion regarding any potential impacts on value of the location of any such easements or encroachments. It is specifically assumed that any easements, restrictions, or encroachments that might appear against the title would have no adverse impact on marketability or value.

----------
(2) Source: Submitted plot plan

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                                                                   SITE ANALYSIS
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      Covenants, Conditions, and        No private deeds or restricting
      Restrictions:                     covenants affecting development, other
                                        than zoning, were found to affect the
                                        site.

      Utilities:                        All public utilities including gas,
                                        electricity and telephone as well as
                                        water, storm and sanitary sewer systems.

      Flood Zone:                       According to the Federal Emergency
                                        Management Agency (FEMA) Flood Map,
                                        Community Panel #420809A covering
                                        Shamokin Dam the subject property is not located within a flood hazard zone.

      Environmental Issues:             The value estimate rendered in this
                                        report is predicated on the assumption
                                        that there is no hazardous material on
                                        or in the property causing a loss in
                                        value. No evidence of hazardous waste or toxic materials was visible and CB
                                        Commercial has no knowledge of the
                                        existence of these substances on or in
                                        the subject property. However, CB
                                        Commercial is not qualified to detect
                                        hazardous waste or toxic materials.

      Adjacent Properties

      North:                            Cemetery and undeveloped land along
                                        Route 15.

      South:                            Gas Station, Orchard Hills shopping
                                        center

      East:                             Small commercial improvements,
                                        Susquehanna River beyond.

      West:                             Single family residential.

      Conclusion:                       The subject is a 20.95-acre site which
                                        has a net usable area of 12.9 acres
                                        according to a submitted survey by
                                        Merlyn Jenkins, Land Surveyor. The site
                                        is accessible from two major roadways
                                        and served by necessary utilities.
                                        Access and visibility are considered to
                                        be good. There are no adverse soil
                                        conditions of which CB Commercial Real
                                        Estate Group, Inc. is aware. The shape
                                        of the parcel is irregular and the
                                        topography is sloping above street grade limiting visibility somewhat, although signs and traffic signals mark the center and provide easy accessibility.
                                        There is excess land and some of the
                                        unimproved portions of the site are
                                        wooded while a portion located south the existing structure is cleared. From a physical standpoint, the site is considered to be adequate for many types of development.

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                                                            IMPROVEMENT ANALYSIS
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                              IMPROVEMENT ANALYSIS

The subject improvements were constructed in 1979 and expanded in 1992. The improvements consist of a detached single-story K-Mart Department Store containing 92,171 square feet of gross leasable area. The center contains a pad site improved with a restaurant. The following is a description of the improvements based on our physical inspection, municipal records and from discussions with and materials provided by the client. The basic construction features are summarized as follows.

Construction Class                        The class of construction is the
                                          basic subdivision in Marshall
                                          Valuation Service which divides all
                                          buildings into five basic groups by
                                          type of framing (supporting columns
                                          and beams), walls, floors, roof
                                          structure, and fireproofing. The
                                          subject is considered to be of
                                          construction Class B(3).

Competitive                               Rating The subject is considered a
                                          Class A building in terms of quality
                                          as it is perceived in the marketplace.

Foundation                                Poured concrete

Frame                                     Concrete block over a steel frame

Floor Construction                        Concrete slab

Exterior Walls                            Load-bearing concrete block over a
                                          steel frame with face- brick at the
                                          front facade.

Fenestration                              Aluminum framed glass windows and
                                          double-paned glass front doorways.

Roof Structure & Covering                 Flat, presumably
                                          built-up composition covering over
                                          steel deck with steel bar joist
                                          supports. We were unable to inspect
                                          the roof and assume the roof is in
                                          average overall condition.

Exterior Condition                        Good

Interior Partition System                 Metal studs with gypsum board cover.

----------
(3) The primary characteristic of Class B Buildings is the reinforced concrete frame in which the columns and beams can be either formed or precast concrete. They may be mechanically stressed, and the structure is fire resistant.

(Source: Marshall Valuation Service)

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                                                            IMPROVEMENT ANALYSIS
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Interior Finishes - Tenant Space

                                            Floors:    Vinyl tile.

                                            Walls:     Painted or covered gypsum
                                                       board.

                                            Ceilings:  Suspended acoustic tiles.

                                            Lighting:  Florescent lighting.

                                            Summary:   The interior of the
                                                       subject is considered to
                                                       be of good quality and
                                                       similar to competitors.

HVAC Heating and ventilation is provided of the tenant by roof-mounted HVAC units. Each of these units pump the hot air throughout its suite via sheet metal air duct work hidden above the dropped ceiling. Air conditioning is supplied by the same system utilizing the duct work and supplying cool air during the summer months. The HVAC system is a gas-fired forced air system.

Electrical                                The electrical system is assumed to be
                                          in good working order and adequate for
                                          the building.

Fire Protection                           It is assumed that the subject has
                                          adequate fire alarm systems, fire
                                          exits, fire extinguishers, fire
                                          escapes and/or other fire protection
                                          measures to meet local fire marshall
                                          requirements.

Plumbing                                  The plumbing system is assumed to be
                                          in good operating condition.

Parking                                   Surface parking is provided for 421+/-
                                          vehicles.

Landscaping                               Landscaping on the subject property is
                                          minimal which is typical within the
                                          subject neighborhood.

ADA Compliance                            Handicap access appears to be
                                          available to all areas of the center.
                                          However, we are not qualified to
                                          determine compliance with the
                                          requirements. Please refer to the
                                          specific limiting condition regarding
                                          ADA compliance.

Environmental Issues                      The value estimate rendered in this
                                          report is predicated on the assumption
                                          that there is no hazardous material on
                                          or in the improvements which would
                                          cause a loss in value.

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                                                            IMPROVEMENT ANALYSIS
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Functional Quality of Space               The interior floor plan is essentially
                                          open and flexible and will accommodate
                                          a variety of big box tenant layouts.
                                          There are no observed design problems
                                          and none are reported by management.
                                          Access to the each store is available
                                          at the front and rear of the center.

Deferred Maintenance                      No deferred maintenance was observed
                                          or reported. The improvements have
                                          been adequately maintained since it
                                          was constructed in 1979 and renovated
                                          and expanded in 1992.

Economic Age and Life                     Based on the current condition, we
                                          estimate the effective age to be
                                          approximately 10 years. According to
                                          the Marshall Valuation Service cost
                                          guide, buildings of this type and
                                          quality have an expected life of
                                          approximately 45 years. Therefore, the
                                          remaining economic life (expected life
                                          minus effective age) is estimated at
                                          30 years. While we observed nothing to
                                          suggest a different economic life, a
                                          capital improvement program could
                                          extend life beyond that stated above.

Quality/General Condition                 The subject property conforms well
                                          with competitors in the area. The
                                          quality of construction is typical of
                                          the area. Interior amenities are
                                          similar to competing properties of the
                                          same approximate age. The general
                                          condition of the improvements is good.
                                          We observed no evidence of structural
                                          fatigue and the improvements appear
                                          sound. We are not qualified to
                                          determine structural integrity,
                                          however, and recommend that the reader
                                          rely upon an expert in this field for
                                          further determination.

Conclusion/Comments                       The subject property is an average
                                          quality shopping center located in a
                                          relatively stable area. The
                                          improvements generally conform with
                                          competitors in the neighborhood.


--------------------------------------------------------------------------------

================================================================================
                                                                          ZONING
--------------------------------------------------------------------------------

                                     ZONING

The subject's zoning requirements are detailed below.

================================================================================
                                   ZONING SUMMARY
--------------------------------------------------------------------------------
Current zoning:               C-1; Commercial Highway District
Legally conforming?:          Yes
Uses permitted:               Retail, Bank, Food Stores, Dry Cleaning, Drive-In
                              Restaurants, Offices, Service Stations, Motels,
                              Auto Repair Shops
Zoning change                 Not Likely
--------------------------------------------------------------------------------
          Category                              Zoning Requirement
--------------------------------------------------------------------------------
Maximum FAR                   Non Specified
Maximum Site Coverage         20%
Front Setback                 40 feet
Rear Setback                  10 feet
Side Yard Setbacks            10 feet
Height Limit                  3 stories or 40 feet
Parking                       One space per 200 square feet of building area
                              above grade
--------------------------------------------------------------------------------
Source: Borough of Shamokin Dam Zoning Ordinance
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

ZONING ANALYSIS AND CONCLUSIONS

According to the Borough of Shamokin Dam Zoning ordinance, the subject property is a legal and conforming use under current guidelines. In addition, the property appears to conform to bulk and setback requirements as well as to parking requirements.

--------------------------------------------------------------------------------

================================================================================
                                                                    TAX ANALYSIS
--------------------------------------------------------------------------------

                             TAX AND ASSESSMENT DATA

The subject property is assessed by Snyder County, Pennsylvania, at approximately 25.0% of the assessor's estimated market value. The last general assessment of properties in Snyder County was in 1972. A re-valuation has not been rescheduled. School taxes are collected on a fiscal year and town/county taxes are collected on a calendar year. The subject's assessed value and current taxes are summarized below.

================================================================================
                  CURRENT ASSESSMENT AND TAX INFORMATION (1995)
--------------------------------------------------------------------------------
                                                Assessed     Tax Rate    Annual
          Tax ID            Building/Tenant        Value     / $1,000     Taxes
--------------------------------------------------------------------------------
   Map 6, Parcel No. 54         K-Mart          $216,920       177.25   $38,449
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Source:  Snyder County Assessor's Office
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The foregoing assessed value reflects a recent reduction granted following an appeal by the owner. Based on the current tax rate of $177.25 per $1,000 assessed value, the estimated taxes for the subject amount to $38,449, or $0.42 per square foot based on the rentable square footage of the center.

Tax and Assessment Conclusion

We have estimated the taxes for the center at $39,602 (the 1995 tax rate increased by 3% and applied against the 1996 assessment) for calendar year 1996 in our cash flow. Our discussions with the assessor indicated that the subject's taxes have increased in-line with the area's inflation rate, or approximately 3.0% per annum. We have therefore projected a long-term tax growth for all taxes equal to 3.0% per year.

--------------------------------------------------------------------------------

================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria that the highest and best use must meet are:

            o     legal permissibility;
            o     physical possibility;
            o     financial feasibility; and
            o     maximum profitability.

Highest and best use is applied specifically to the use of a site as vacant. It is recognized that in cases where a site has existing improvements, the concluded highest and best use as if vacant may be different from the highest and best use given the existing improvements (as improved). The existing use will continue, however, until the land value, in its highest and best use, exceeds that total value of the property under its existing use plus the cost of removing or altering the existing structure.

Implied in the highest and best use is a recognition of the contribution of a specific use to the community environment or to the community's development goals, in addition to wealth maximization of individual property owners. Also implied is that the conclusion of highest and best use that results from the appraiser's judgment and analytical skill, i.e., that the use determined from the analysis represents an opinion, not a fact to be found.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

HIGHEST AND BEST USE AS THOUGH VACANT

Legal Permissibility

The legally permissible uses were discussed in detail in the site analysis and zoning sections of this report. Based on our review of the zoning restrictions, the site can be developed with several different uses, including retail and commercial office uses.

Physical Possibility

The physical characteristics of the subject site were discussed in detail in the site analysis. Overall, a wide range of legally permissible uses would be physically possible, including a variety of commercial uses.

--------------------------------------------------------------------------------

================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

Financial Feasibility

The test of financial feasibility is put only to those uses which are legally permissible and physically possible. If the property is capable of generating a sufficient net income to cover the required rate of return on investment and provide a return to the land, then the usage is financially feasible within a defined price limit.

In our determination of financial feasibility we have analyzed current market rental rates for several different property types. The net income produced by the proposed or new improvements must provide a return above the cost to develop the property, including acquisition of the land.

Through a cost/income analysis we have determined that development of the subject site is marginally financially feasible at this time. Based on the analysis of supply and demand factors at the present time, rents achieved for retail and/or office uses would not support the cost of construction. Based on the aforementioned, we have determined that development of the subject site at the present time with a retail center is not currently feasible.

Maximum Profitability

The final test of highest and best use of the site as though vacant is the use be maximally productive, yielding the highest land value. Based on our feasibility analysis we have determined that land banking the subject site is the maximally productive use at the present time.

Conclusion: Highest and Best Use As Vacant

The concluded highest and best use of the subject as though vacant is land banking until such time that development of the site with a retail/commercial facility is financially feasible.

HIGHEST AND BEST USE AS IMPROVED

Legal Permissibility

As discussed, the subject site's zoning and legal restrictions permit a variety of land uses. Regardless, the site has been improved with a free-standing department store. Based upon review of Shamokin Dam's Zoning Ordinance, it is our opinion that the improvements are within the established guidelines.

--------------------------------------------------------------------------------

================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the improvement analysis section of this report. Overall, the layout and positioning of the improvements is considered functional for shopping center use, and the floor plan is considered to be reasonable in comparison to other shopping centers in the area. The improvements have good retail features, have been adequately maintained, and are physically capable of sustaining their current use over the extended future.

Financial Feasibility

As with the highest and best use of the site as though vacant, the financial feasibility of the site as improved is market derived. Typically, for retail properties similar to the subject, the test of feasibility is based on the amount of rent that can be generated less operating expenses. If a residual amount exists after paying the various expenses, then the land is being put to a productive use. At present, the subject is 100% occupied. Based on the historical and current operating status of the subject property, CB Commercial anticipates that the improvements are capable of providing an adequate return on the investment before any debt service requirements. Therefore, we conclude that the current use of the improvements is a financially feasible use of the property as improved.

Maximum Profitability

Similar to the highest and best use of the site as though vacant, the maximum profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use.

Conclusion: Highest and Best Use as Improved

Based on the foregoing discussions, CB Commercial concludes that the highest and best use of the property, as improved, is consistent with the existing use as a free-standing department store. There are no apparent alternative uses of the existing improvements that would produce a higher net income and/or value over time than the current use. The current use is a legally permissible use and appears to represent the highest and best use as improved.

Furthermore, CB Commercial does not believe that conversion of the improvements or demolition is warranted or financially feasible.

--------------------------------------------------------------------------------

                                   VALUATION

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

                              APPRAISAL METHODOLOGY

The appraisal process is defined as an orderly program by which the problem is planned and the data involved is acquired, classified, analyzed and interpreted into an estimate of value. In this process three basic approaches to value are considered: Cost Approach, Sales Comparison Approach, and Income Capitalization Approach. In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

The final step in the appraisal process is reconciliation -- a process by which CB Commercial analyzes alternative conclusions and selects a final value estimate from among two or more indications of value. CB Commercial weighs the relative significance, applicability and defensibility of each approach as it relates to the type of property being appraised.

THE COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.

SALES COMPARISON APPROACH

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences with the final estimate derived based on the general comparisons.

--------------------------------------------------------------------------------

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of atypical conditions affecting the sales price. Although there have been few sales in the region, the sales that were gathered were utilized to form an opinion of value. However, given the lack of relevant sales data, we have not placed minimal reliance upon this approach and have used it to provide additional support to the Income Approach.

INCOME CAPITALIZATION APPROACH

The methodology of the Income Capitalization Approach is to determine the income-producing capacity of the property on a stabilized basis by estimating market rent from comparable rentals, making deductions for vacancy and collection losses and building expenses, then capitalizing the net income at a market-derived rate to yield an indication of value. The capitalization rate represents the relationship between net income and value.

Related to the direct capitalization method is the discounted cash flow method. In this method of capitalizing future income to a present value, periodic cash flows (which consist of a net income less capital costs, per period) and a reversion (if any) are estimated and discounted to a present value. The discount rate is determined by analyzing current investor yield requirements for similar investments.

Since investors are active in the marketplace for properties similar to the subject, the Income Capitalization Approach is particularly applicable to the appraisal problem at hand. There is an adequate quality and quantity of income and expense data available to render a reliable and defensible value conclusion. For income producing properties similar to the subject, the Income Capitalization Approach is considered to be the most reliable. Therefore, this approach has been employed as the primary methodology for this assignment.

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH

The Sales Comparison Approach provides an estimate of market value based on analyzing transactions of similar properties in the market area. The method is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing one with the same utility. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed.

There are various units of comparison available in the evaluation of sales data in this approach. The sale price per square foot is the most commonly used in this approach. The effective gross income multiplier (EGIM) is rarely used by market participants because of the inconsistencies in estimating effective or gross income, vacancy, and expense differences.

We conducted a thorough sales search for comparable shopping centers in the subject's market area. Through our sales search, we were able to identify a limited number of sales with similar characteristics to the subject. The following table summarizes what are considered to be the most recent and proximate comparable sales. Detailed write-ups of each comparable are included in the addendum.

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

=======================================================================================================================
                                          SUMMARY OF COMPARABLE RETAIL SALES
=======================================================================================================================
                                                Gross
 No.       Store Name/ Location      Sale      Leasable                       NOI            OAR          Sale Price
                                     Date     Area (SF)     Sale Price      Per S.F.                       Per S.F.
-----------------------------------------------------------------------------------------------------------------------
  1     K-Mart                       4/96       99,264      $2,289,357       $ 2.21          9.6%          $ 23.06
        Lancaster
        Lancaster County, PA

  2     Wal-Mart                     10/94     126,249      $6,587,493       $ 4.78          9.2%          $ 52.18
        Orangeburg, NC

  3     Sam's Club                   5/94      134,900      $9,494,691       $ 5.80          8.2%          $ 70.38
        Anderson Township
        Anderson County, SC

  4     Pace Warehouse               4/92      145,825     $10,480,357       $ 7.12          9.9%          $ 71.87
        Baltimore, MD

  5     Giant Supermarket            12/94      55,980      $4,525,000       $ 8.12          9.8%          $ 80.83
        City of York
        York County, PA

  6     BJ's Wholesale Club          8/93      114,880      $9,350,000       $ 8.62         10.6%          $ 81.39
        Babylon Township
        Suffolk County, NY

  7     Price Chopper                4/95       77,000      $7,277,500       $ 9.35          9.9%          $ 94.51
        Dunmore Township
        Lackawanna County, PA

  8     Price Chopper                4/95       81,987      $8,302,500       $ 9.59         9.50%          $101.27
        Albany
        Albany County, NY
-----------------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
=======================================================================================================================

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF IMPROVED SALES

The sales reflect unit prices ranging from a low of $23.06 to a high of $101.27/SF with the primary difference reflecting the economics (anticipated net income stream) generated by these various big box retail stores. The sales consist of single tenant regional and national retailers. They fell into three broad categories: department stores such as Wal-Mart and K-mart, "price clubs" such as BJ's, Pace Warehouse and Sam's Club and Grocery Stores such as Price Chopper and Giant. There was little correlation between the type of user and the net rent being paid. The net rental is affected by annual retail sales and the date when the lease was originally written. Regardless of these variables it is clearly evident that the difference in unit prices is directly tied to the level net operating income and investor yield rates.

The typical analysis of property sales attempts to attribute differences in unit prices to the particular features of the various properties. The unit prices are a means of more clearly showing those factors which affect market value such as the date of sale, location of the property, and the size, quality, and condition of the improvements. We have examined these factors for the eight sales and found that wide variations in the per square foot indicator are a reflection of the interest transferred, i.e., the leased fee estate. Units of comparison, such as sales price per square foot of building area are usually influenced by patterns of net operating income and do not operate as independent variables. This demonstrates the inherent difficulty in applying such unit indicators, especially in this instance, where the subject is rented long-term at rates that are at the low-end of the range for similar space in the region. We have gathered sufficient information on the eight sales to show the relationship between physical unit measures and income. Therefore, this physical unit indicator will be used to derive an indication of value for the subject.

From the summary sales chart above we can see a correlation between net income per square foot and the price paid per square foot of building. Proof that the level of physical unit indicator is driven by anticipated benefits (income), is shown as this chart plots price per square foot and per unit against net income per square foot. In each instance, there is a direct correlation between income level and unit value measured as price per square foot. Adjustments made to the physical unit indicators without knowledge of each sales' level of net income are subjective at best and results in dubious conclusions.

Net Operating Income Analysis

The net operating income level for the comparables ranged from $2.21 to $9.59 per square foot, per year. The subject has a projected NOI for the coming year of $242,000 (rounded) or $2.63 per square foot reflecting full and stable occupancy. Given the correlation between price

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

paid per square foot and NOI per square foot it would seem reasonable to conclude that the subject would sell at the low end of the range established by the comparable properties.

The following chart depicts the calculations involved in developing adjustment factors to be applied to the respective price per square foot units of comparison developed from the comparables employed.

===============================================================================
                       NET OPERATING INCOME (NOI) ANALYSIS
-------------------------------------------------------------------------------
 Sale    Subject's NOI/SF              Sale Price   Adjustment  Adjusted $/SF
         ----------------
 No.      Sale's NOI/SF    Multiplier     $/SF                   for Subject
-------------------------------------------------------------------------------
  1          $2.63          1.19          $23.06    +$4.38          $27.44
             -----
             $2.21

  2          $2.63          0.55          $52.18   -$23.48          $28.70
             -----
             $4.78

  3          $2.63          0.45          $70.38   -$38.71          $31.67
             -----
             $5.80

  4          $2.63          0.37          $71.87   -$45.28          $26.59
             -----
             $7.12

  5          $2.63          0.32          $80.83   -$54.96          $25.87
             -----
             $8.12

  6          $2.63          0.31          $81.39   -$56.16          $25.23
             -----
             $8.62

  7          $2.63          0.28          $94.51   -$68.05          $26.46
             -----
             $9.35

  8          $2.63          0.27         $101.27   -$73.93          $27.34
             -----
             $9.59

===============================================================================

There is a direct correlation between the NOI/SF and sale price per square foot. As the net income level increases, so does the price paid per square foot. After adjusting the eight sales, they support a range of value for the subject between approximately $26.00/SF to $31.00/SF. Based on our analysis, the subject's value would be approximately $27.00/SF. The subject has a total building area of 92,171 square feet. The value estimate via the Sales Comparison Approach is calculated as follows:

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

            ==========================================================
             Net Rentable Area of Subject        92,171 square feet
             Value per square foot             $27.00 per square foot
             Indicated Value:                        $2,488,617
                                                     ----------
             ROUNDED:                                $2,500,000
            ==========================================================

Overall, less emphasis has been placed on this approach because of the quality of the data. It is used primarily as a check of the value derived via the Income Approach.

We estimate the as is market value of the leased fee interest in the subject property, via the sales comparison approach, as of May 15, 1996, is:

                --- TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ---
                                  ($2,500,000)

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                         INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over period of time. The two common valuation techniques associated with the Income Capitalization Approach are direct capitalization and the discounted cash flow (DCF) analysis.

DIRECT CAPITALIZATION

Direct capitalization is the method used to convert a single year's estimate of income into a value indication. In direct capitalization, a precise allocation between return on and return of capital is not made because investor assumptions or forecasts concerning the holding period, pattern of income, or changes in value of the original investment are not simulated in the method. Direct capitalization is most appropriate when analyzing a stable income stream and in estimating the reversion at the end of a holding period. Using this method, the following sets forth the process:

      1. Estimate the Potential Gross Income (PGI) from all sources that a competent owner should be able to generate from a property based on existing and/or market rents.

      2. Deduct an estimate of Vacancy and Collection Loss (VCL) to arrive at an Effective Gross Income (EGI) estimate.

      3. Deduct operating expenses from the estimate of EGI. The result is an estimate of the stabilized Net Operating Income (NOI).

      4.    Estimate an Overall capitalization rate (R(o), or OAR).

      5. Divide the NOI by R(o), resulting in a value estimate at stabilized occupancy.

      6. Adjust the stabilized value to account for "As Is" condition, if applicable.

DISCOUNTED CASH FLOW ANALYSIS

The discounted cash flow (DCF) analysis is a detailed analysis used when the future income is expected to be variant, usually as a result of numerous lease obligations and/or anticipated changes in income and expenses. It is also particularly relevant when institutional buyers are the most likely purchasers of the subject because institutional buyers often place great weight on this analysis. The DCF analysis specifies the quantity, variability, timing, and duration of NOIs and cash flows. Selecting the proper yield rate (discount rate) is essential. CB Commercial must consider the target yield sought by investors as well as yields derived from comparable sales and/or market information. The methodology is:

      1. Estimate the before-tax cash flows for each period of a projected holding period net of any capital expenditures such as leasing expenses and tenant improvements.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

      2.    Estimate a discount rate and a terminal overall capitalization rate.

      3. Estimate a selling price, known as the reversion, for the end of the projected holding period.

      4. The cash flows and the reversion are then discounted to a present value estimate.

APPROPRIATE CAPITALIZATION METHOD

A number of factors were considered in evaluating the appropriateness of using the direct capitalization method and/or the DCF technique including the occupancy status, lease structures, above/below market rents and typical buyer behavior. As a result of considering the foregoing factors, both the DCF technique and the income capitalization technique are employed in this appraisal.

ESTIMATE OF MARKET RENT

Rent analysis involves both a study of market (comparable) rentals and the subject's existing rents (if any). Market rent is the rent that a property would most probably command in the open market; indicated by the current rents paid and asked for comparable space.

SUMMARY OF COMPARABLE RENTALS

CB Commercial surveyed competitive properties and lease transactions for comparison to the subject. The selected comparable rentals are summarized in the following chart with a map and discussions of each comparable provided on the following pages.

===========================================================================================================================
                                        SUMMARY OF COMPARABLE ANCHOR SPACE RENTALS
===========================================================================================================================
  1    Plaza 15 Mall       G.C. Murphy     11 yrs  01/90    53,000     $2.30      Flat for          3, 5-yr Options
       Route 15.                                                                    term           % Rent = 2.5% over
       Lewisburg, PA                                                                                   $2,500,000
                                                                                                With % rent, total rent
                                                                                              payment equates to $4.00/SF

  2    Pottstown Center    Wal-Mart        20 yrs  07/95   121,267     $6.99      Flat for          6, 5-yr Options
       Montgomery Cty.                                                              term               No % Rent
       Pottstown, PA

  3    Route 6 Mall        K-Mart          25 yrs  03/95   119,229     $5.77      Flat for          10, 5-yr Options
       N/S Route 6,                                                                 term      % Rent = 1% over $20,000,000
       Wayne County
       Honesdale, PA

  4    Bradford Towne      K-Mart          25 yrs  07/94    94,481     $5.00      Flat for          10, 5-yr Options
       Centre,                                                                      term            % Rent = 1% over
       Bradford County                                                                          $16,875,000 (or $179/SF
       Wysox, PA                                                                                      leased area)

  5    Builder's Square    Builder's       25 yrs  03/94   106,400    $10.05      Flat for          10, 5-yr Options
       Center              Square                                                   term               No % Rent
       Cetronia Road
       Lehigh County
       Whitehall, PA
===========================================================================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
===========================================================================================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             COMPARABLE RENTALS MAP
--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
Compiled by:  CB Commercial Real Estate Group, Inc.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF COMPARABLE RENTALS

We have obtained comparable leases from shopping centers and free-standing retailers situated within the subject's regional market area which are summarized above. The leases include a variety of uses and represent a similar tenant type to the subject. The above leases are considered to be generally similar to the subject in terms of condition, quality and location. We have examined the average effective rental rates of these comparables and determined that the effective rent is similar to the face rent, since their was no tenant improvements or free and escalation's were similar.

These comparable centers are located throughout eastern Pennsylvania. Some areas are more competitive than others, for which we have attempted to make adjustments. Furthermore, they are all similar in age to the subject and considered to be of a similar functional design. All of the retail leases were written on a triple net basis, whereby the tenants assume their proportionate share of operating expenses, real estate taxes, and insurance.

The lease comparables ranged from $4.00/SF (including percentage rent payments) to $10.05/SF with an average lease rate of $6.36/SF. The anchor rents reflect a close range for a variety of locations with the exception of comparable #9. However, this lease to Builder's Square has no percentage rent clause which partly explains the higher base rent. The low end of the range, from Plaza 15 in Lewisburg, is an Ames which was signed in 1990. The base rent was set to approximate 2.0% of gross sales, however, the breakpoint was set below the natural breakpoint level so that overage rent is generated at lower sales volumes. Thus, this store pays a combined rent (base plus overage) equal to 3.5% of annual sales volume. Anchor rents are more difficult to establish and are heavily influenced by gross sales. For this reason we have looked closely at the historical sales volumes for the subject's anchor stores to help determine market rent for these stores.

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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF SUBJECT LEASES

The following table summarizes the subject property's lease history.

==================================================================================================================
                                            SUMMARY OF SUBJECT LEASES
==================================================================================================================
                              New /     Term                            Contract                    TI's    Free
          Tenant              Renew     (Years)     Date      Size       Rent        Escalation     / SF    Rent
------------------------------------------------------------------------------------------------------------------
          K-Mart              New        25       11/79     92,171    $   2.74       No Steps      None    None
------------------------------------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
==================================================================================================================

Anchor Rent Conclusion

There have been no recent anchor leases signed at the subject. We have analyzed the sales volumes of K-Mart to help establish market rent based upon cost of occupancy. The total rent for K-Mart equates to 2.0% of gross sales, which falls at the low the range of exceptable cost of occupancy for a department store of 2.00% to 4.00%. Using the 1995 sales volume at K-Mart of $12,772,115 and applying the excepted cost of occupancy, an appropriate net rental range of $2.77/SF to $5.54/SF is derived. K-Mart also pays approximately $0.80/SF in CAM and real estate tax pass-throughs. Based upon our rent and cost-of-occupancy analysis, we feel that a "net" rental rate of $4.00/SF for anchor space is adequately supported.

CONCLUSIONS: MARKET RENT ESTIMATE FOR THE SUBJECT PROPERTY

Based on the previous analysis, the current market lease parameters for the subject property are estimated as follows:

===========================================================================
                       CONCLUDED MARKET LEASE TERMS
                         (PER SQUARE FOOT / YEAR)
---------------------------------------------------------------------------
            Category                               Anchor Space
---------------------------------------------------------------------------
Market Rent                                         $4.00 (NNN)
Lease Term                                           25 Years
Annual Escalation                                      0.0%
Tenant Improvements                                    $0.00
Free Rent (Months)                                   0 Months
===========================================================================
Source: CB Commercial Real Estate Group, Inc.
===========================================================================

CONTRACT RENT

As discussed, the subject is a single tenant department store with an off-site pad site improved with a restaurant. The pad site is leased long-term but does not generate any income.

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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Through our research of the subject property, which included a complete review of lease abstracts, rent rolls (both current and historical), and discussions with the property manager, the following rent roll summary was utilized to detail currently leased suites and general information employed for this approach. Additionally, within the Addenda are copies of the tenant lease assumptions, generated by Pro-ject+ Plus, a computerized lease-by-lease analysis program.

Information submitted to us and contained in the Addenda provide additional support to the data and assumptions inputted for this method and is assumed to be correct and reliable. CB Commercial reserves the right to amend our input assumptions if any documentation is subsequently available which contradicts that assumed for this method. Located on the following page is the subject rent roll summary.

======================================================================================================
                                   CIRCLE PLAZA K-MART - ROUTE 15
                                              RENT ROLL
------------------------------------------------------------------------------------------------------
                                                  Square                          Rent / SF  Annual
   Suite                   Tenant                  Feet      Begin      End                   Rent
------------------------------------------------------------------------------------------------------
     1       K-Mart *                              92,171    11/79     11/04        $2.74    $252,289
     4       Ted's Landing                            Pad    6/80      12/50            0          $0
             Total Leased Square Feet              92,171        Average Rent:      $2.74    $252,289
             Vacant Space                               0
             Occupancy-Overall                       100%
------------------------------------------------------------------------------------------------------
K-Mart has a percentage rent clause that allows an off-set for tax payments.
------------------------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
======================================================================================================

ANALYSIS OF TENANCY

The subject is fully occupied by K-Mart, a national department store chain. Overall, the quality of the tenancy is considered to be very good for the area. The current rental rate is $2.74/SF.

SPECIAL LEASE PROVISIONS AND ASSUMPTIONS

The following discussion summarizes any lease provisions and assumptions of special note.

Pending Leases

There are no pending leases, although we have been informed that Redners Market has expressed interest in occupying a building to be built-to-suit on the site's excess parcel.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Renewal Options

Options to renew at below or above market rent may have an impact on the valuation analysis. For example, if below market renewals are exercised, they may result in a downward impact on value. However, to the extent that re-tenanting costs are saved (rent loss during downtime, tenant improvements, leasing commissions, etc.), there may be an advantage in having the tenant renew at some rate below market rent in order to avoid these costs. The K-Mart lease has multiple renewal options. If a tenants' option rent is below market, we have assumed that the tenant would exercise its renewal option. Conversely, if a tenants' option rent is above market, we have assumed that the tenant would not exercise its renewal option and terminate the lease. We have estimated that K-Mart is paying a below market contract rent and therefore is assumed to exercise all options since the stipulated option rent is equivalent to the current base rent.

EXPENSE REIMBURSEMENTS

Current and future hypothetical retail leases which will encumber the subject property will be based upon triple net lease structures and are consistent with recent leases written at the subject property and the market in general. The tenants will be responsible for reimbursing the landlord for their pro rata share of operating expenses including their pro rata share of CAM, real estate taxes and insurance. The pro rata share calculations for future tenants are calculated by dividing the tenant's occupied rentable area by the gross leasable area of the center.

The following is a breakdown of the subject's historical recoveries and CB Commercial's projections for the proforma. It should be noted that the subject's operating statements are based on a fiscal year basis, beginning June 1 and continuing through May 31.

Expense Reimbursements

Expense reimbursements for the subject property consist of real estate taxes, insurance, and common area maintenance. Common area maintenance expenses consist utilities, management fees, general and administrative, cleaning and repairs and maintenance expenses. The subject's historical expense reimbursements are as follows:

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

             ============================================
                        EXPENSE REIMBURSEMENT
             --------------------------------------------
                      Year             Total $ Amount
             --------------------------------------------
                      1993                  $91,210
                      1994                  $78,985
                      1995                  $77,343
                  1996 Budget               $84,696
                Year 1 Pro Forma            $91,404
             --------------------------------------------
             Source: Mark Centers Trust
             ============================================

The first year of our DCF model indicates reimbursements of $91,404. Historical expense reimbursements have been fairly steady between 1994 and 1996. The budgeted amount appears to be reasonable based upon projected expenses and reimbursement clauses for K-Mart.

OTHER INCOME

This income category can be derived from several different sources including tenant service income, merchants association fees, late fee income, short-term storage income, professional services provided for the tenants by the landlord/management, ground rent as well as other miscellaneous sources. There are no sources of additional income at this center.

PERCENTAGE RENT INCOME

In addition to the basic rental charges, the tenants are sometimes responsible for paying the landlord additional rent equal to a specified percentage of the tenant's gross sales made in, upon, or from the premises, over a breakpoint factor or according to a specific schedule. Three of the subject tenants have percentage rent clauses contained within their leases.

====================================================================================================================
                                              PERCENTAGE RENT CLAUSES
--------------------------------------------------------------------------------------------------------------------
                                                                                                       CBC's FY97
         Tenant            Breakpoint      Percent         Year        Gross Sales    % Rent Paid      Projection
--------------------------------------------------------------------------------------------------------------------

K-Mart *                   $8,350,000       1.00%          1994        $15,081,086        $0*         $13,319,000
                                                           1995        $12,772,115        $0*
--------------------------------------------------------------------------------------------------------------------
* K-Mart's percentage rent is offset by real estate tax recaptures.

--------------------------------------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
====================================================================================================================

Given the aforementioned sales history, we have projected the gross sales for K-Mart as illustrated in the right column of the table. We have also projected that the gross sales figures will grow by 3.0% per annum over the course of the cash flow projection.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

POTENTIAL GROSS INCOME

The potential gross income for the subject property is summarized as follows, with adjustments to account for the vacant satellite space.

===========================================================================
               STABILIZED POTENTIAL GROSS INCOME (FY 1997)
---------------------------------------------------------------------------
                                                              Totals
---------------------------------------------------------------------------
Total Minimum Rent                                           $252,289
Expense Reimbursement
  - Common Area Maintenance Recovery                         $ 33,643
  - Real Estate Tax Recovery                                 $ 40,097
  - Insurance Recovery                                       $      0
  - Percentage Rent                                          $  9,597
                                                             --------
Potential Gross Income                                       $335,626
---------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
===========================================================================

VACANCY AND COLLECTION LOSS

This is an allowance for reductions in potential income attributable to vacancies, tenant turnover, and non-payment of effective rent. In the direct capitalization process, a market-derived, stabilized vacancy and collection loss estimate is subtracted from potential gross income in order to arrive at effective gross income. The subject property is currently 100% leased and occupied. Due to the long-term lease at the subject property the average vacancy rate over the projected holding period, which is attributed to downtime between leases, is assumed to be zero. In addition to vacancy, we estimated a credit loss factor of 1.0% which takes into account the national tenant, K-Mart. In the first year of our discounted cash flow analysis, the credit loss amounts to $3,356.

EFFECTIVE GROSS INCOME

Given our estimate of potential gross income, other income, and a vacancy and collection loss, the estimated effective gross income is derived as follows:

       ========================================================
                    EFFECTIVE GROSS INCOME (FY 1997)
       ========================================================
       Potential Gross Income:             $332,626
       Less:  Collection Loss              $  3,356
                                           --------
       Effective Gross Income:             $332,270
       ========================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Our estimate of effective gross income used in direct capitalization is $332,270. This figure is the same EGI in the first year of our cash flow in the discounted cash flow method.

OPERATING EXPENSE ANALYSIS

In projecting the revenues and expenses for the subject property, we have analyzed the historical figures for fiscal years 1993 through 1995 as well as management's forecast of revenues and expenses for fiscal year 1996. In addition, we have utilized the Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers publication to assist in our analysis. We have considered the category " Regions 1, 2 & 3 (East): Open Shopping Centers" as the most representative of the subject property. A summary of the average expenses taken from this publication increased at an inflationary rate to reflect our fiscal year 1997 analysis are presented as follows:

        =======================================================
                     COMPARABLE EXPENSE ANALYSIS
        =======================================================
                 Expense Category                 P.S.F.
        -------------------------------------------------------
          General & Administrative                $ 0.08
          Repairs & Maintenance                   $ 0.36
          Services                                $ 0.46
          Utilities                               $ 0.18
                                                  ------
                     Total CAM                    $ 1.08
          Real Estate Taxes                       $ 1.26
          Insurance                               $ 0.15
          Management Fees                         $ 0.41
        Total Operating Expenses                  $ 2.90
        -------------------------------------------------------
        Source: Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers
        =======================================================

Our estimate of the subject's stabilized expenses are detailed as follows.

Common Area Maintenance

The subject's historical and projected common area maintenance (CAM) expenses are as follows:

        ==========================================================
                     COMMON AREA MAINTENANCE EXPENSE
        ----------------------------------------------------------
                     Year                     Total $ Amount
        ----------------------------------------------------------
                     1993                          $26,053
                     1994                          $34,755
                     1995                          $17,628
                  1996 Budget                      $23,400

              CB 1996 Projection                   $23,400
        ----------------------------------------------------------
        Source: Mark Centers Trust
        ==========================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Common area maintenance (CAM) charges generally includes various items such as general and administrative expenses, repair and maintenance expenses, utilities, and general services such as cleaning, landscaping, security, and common area insurance expenses. We project the total CAM expense in 1996, before management fees, at $38,160 or $0.39/SF. The range of this cost as published by IREM is $0.57 to $1.64 with an average of $1.08. Our estimate is lower than the low end of the range. However, the subject's historical expenses have ranged from $0.19/SF to $0.38/SF. Given the subject's historical CAM expense structure coupled with its remote location, effective age, size of tenancy and the services provided, the subject's projected CAM figure is considered reasonable.

Property Taxes

Historical and budgeted property tax expenses are as follows:

         ========================================================
                          PROPERTY TAX EXPENSE
         --------------------------------------------------------
                      Year                    Total $ Amount
         --------------------------------------------------------
                      1993                       $ 53,970
                      1994                       $ 54,873
                      1995                       $ 55,511
                   1996 Budget                   $ 57,048
                Year 1 Pro Forma                 $ 39,602
         --------------------------------------------------------
         Source: Mark Centers Trust
         ========================================================

As discussed fully within the tax and assessment data section of the report, estimated taxes for calendar year 1996 are projected to be $39,602. It appears that the 1996 budgeted taxes have not accounted for the reduction is assessed value granted the property following appeal.

Insurance

Historical and budgeted insurance expenses are as follows:

        ========================================================
                           INSURANCE EXPENSE
        --------------------------------------------------------
                     Year                    Total $ Amount
        --------------------------------------------------------
                     1993                       $ 7,463
                     1994                       $ 8,525
                     1995                       $13,186
                  1996 Budget                   $ 9,828
              CB 1996 Projection                $ 9,828
        --------------------------------------------------------
        Source: Mark Centers Trust
        ========================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Insurance at the subject property includes both liability insurance and fire insurance. This expense has decreased from 1995 to 1996 to a level of $0.11/SF. We have placed primary emphasis on the subject's historical and 1996 budgeted insurance expenses and have estimated the insurance expense at $9,828, or $0.11/SF.

Professional Management Fee

In order to maintain the control of the property and subsequently ensure the stream of income that it generates, it is necessary to employ either internal or outside management. This expense is non-recoverable. In the case of the subject property, the property is managed internally and no management expense has been reflected in historical statements. Typical professional management fees in the local market range from 1.0% to 5.0% of effective gross income. Based upon the size and nature of the subject improvements, we have applied a management expense of 3.0% of effective gross income. Because management is calculated based on a percentage of effective gross income, this expense will vary each year with fluctuations in the income stream. In the first year of our analysis, this expense equates to $7,161 or $0.08/SF.

Replacement Reserves

This expense typically represents a reserve for future replacement of long-lived items. The amount of reserve and whether it is included or not in the direct capitalization and DCF analyses depends on the actions reflected by buyers and sellers in the local market. Based on the available comparable data and discussions with brokers and investors, replacement reserves generally range from $0.10/SF to $0.20/SF for retail properties of similar quality and condition as the subject. Given the subject's average condition, we have estimated this expense at $0.10/SF or $9,217 in 1996 increasing at our projected annual expense growth rate of 3.0%. Based on discussions with local market participants, replacement reserves are typically subtracted in calculating NOI when determining the cash flow in the DCF analysis.

Total Concluded Operating Expenses

The concluded stabilized operating expenses for the subject total an estimated $107,898 in fiscal year 1996-1997, or $1.17 per rentable square foot. This total expense estimate is for the first year of our proforma and incorporates fiscal year conversions not reflected in the previous 1996 calendar year estimates. The expense is lower than the average indicated by IREM ($2.90/SF) but judged reasonable given the historical and budgeted operations of the subject.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

CAPITALIZATION RATE

There are several methods for deriving an overall capitalization rate for direct capitalization. A common method for establishing an overall capitalization rate for properties similar to the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists. We have derived capitalization rates from comparable sales used within the Sales Comparison Approach. In addition, the investor survey method is used as a secondary approach in deriving our overall capitalization rate. The subject property is a retail shopping center that would be attractive to either a local or a national investor. The category in the published investor survey most comparable to the subject is a class B community shopping center. The investors typically interviewed for the survey are regional or national investors associated with pension funds, REIT's, insurance companies, financial institutions, etc. The information below is taken from CB Commercial most recent National Investor Survey (first quarter 1996).

====================================================================================================
                                    SUMMARY OF INVESTOR SURVEY
                                   OVERALL CAPITALIZATION RATES
                               COMMUNITY SHOPPING CENTERS - CLASS B
----------------------------------------------------------------------------------------------------
              Investor Survey                    R(o) Range       Average        Date of Survey
----------------------------------------------------------------------------------------------------
CB Commercial National Investor Survey         9.5% - 11.0%         10.2%     First Quarter, 1996
----------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
====================================================================================================

The previous survey indicates an overall range of 9.5% to 11.0% for neighborhood shopping centers with an average of approximately 10.2%. The sales data produced a range of 8.2% to 10.7% with an average of 9.6%. The capitalization rate reflects the quality and duration of the income stream as well as the physical characteristics of the property. The subject center is typical of the area containing a discount department store, however, it is a national tenant; K-Mart which occupies the entire building. The K-Mart lease is due to expire in 2004, although it carries ten, five-year renewal options at the same terms as the base lease. Overall, the quality, quantity and duration of the cash flow is considered to be very good. With respect to physical characteristics, the subject is a functional neighborhood center of average quality and in good overall condition. In addition, the subject is situated in an average retail location with relatively low volumes of traffic.

Based upon this survey and the factors discussed above, a 10.00% overall capitalization rate (towards the top of the range) appears to be appropriate for the subject property given the associated risk of unrealized income attributed to the vacant space.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Direct Capitalization Summary

A summary of the direct capitalization method as applied to the subject property is illustrated in the following table:

===============================================================================
                          CIRCLE PLAZA K-MART ROUTE 15
                          DIRECT CAPITALIZATION SUMMARY
-------------------------------------------------------------------------------
                      Category              Total                 P.S.F.
-------------------------------------------------------------------------------
Income
    Total Market Rent                      $ 252,289                $  2.74
    Recovery Income                           73,740                   0.80
                                              ------                   ----

    Gross Rental Income                    $ 326,029                 $ 3.54
      Less: Vacancy and Credit Loss           (3,260)                (0.04)
      Plus: Other Income                           0                   0.00
      Plus: Percentage Rents              $    9,597                   0.00
                                          ----------                -------
     Effective Gross Income                $ 332,366                $  3.61

Expenses
     Common Area Maintenance (CAM)          (23,693)                 (0.26)
     Real Estate Taxes                      (40,097)                 (0.44)
     Insurance                              ( 9,951)                 (0.11)
     Management Fees                        ( 7,161)                 (0.08)
     Replacement Reserves                    (9,332)                 (0.10)
                                          ----------               --------
     Total Expenses                      $ ( 90,055)               $ (0.98)
       OER                                       27%

Net Operating Income                       $ 242,311                $  2.63
     CAPITALIZATION OF NOI:
     @10.0%                              $ 2,423,110               $  26.29

Reconciled Value                         $ 2,400,000               $  26.04
-------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
===============================================================================

The concluded market value of the subject property, based on the direct capitalization method, is $2,400,000.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS

Our DCF assumptions are summarized as follows. Most of the following assumptions have been discussed and supported within prior sections of the report. A discussion of the discount rate, terminal capitalization rate and holding period follow the assumptions summarized below.

================================================================================
                   SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS
               CIRCLE PLAZA K-MART, ROUTE 15 IN SHAMOKIN DAM, PA.
================================================================================

  General Assumptions
      Start Date                                      June 1, 1996
      Terms of Analysis                                 10 years
      Basis (Calendar /  Fiscal)                         Fiscal
      Software                                       Project + Plus

  Growth Rate Assumptions
      Expenses                                            3.0%
      Market Rent                                         3.0%
      Real Estate Taxes                                   3.0%
      Inflation (CPI)                                     3.0%

  Market Rent Assumptions
      Anchor                                           $4.00 (NNN)

  Leasing Assumptions
      Lease Term                                        25 Years
      Anchor Renewal Probability                          100%
      Weighted Average of:
        Tenant Improvements                               $0.00
        Months of Free Rent                                 0

  Tenant Assumptions
                                                   Existing K-Mart lease was
                                                   entered at contract rent and
                                                   terms. It is assumed that
                                                   K-Mart will exercise all
                                                   options which are written on
                                                   the same terms and conditions
                                                   as the base lease.

  Miscellaneous Assumptions
      Credit Loss                                         1.0%
      Avg. Occupancy Over Projection Period               100%
      Structural Maintenance/ Reserves ($/SF)            $ 0.10

  Financial Assumptions
      Discount Rate (IRR)                                11.50%
      Terminal Overall Capitalization Rate (RO)          10.50%
      Costs of Sale                                       2.00%
================================================================================
Source:  CB Commercial Real Estate Group, Inc.
================================================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNT RATE ANALYSIS

A discount rate is a rate of return on capital utilized to capitalize future payments or receipts to present value. It is based on the time value of money concept. For appraisal purposes, the rate used to convert income to property value should represent the annual rate of return necessary to attract investment capital. The rate is influenced by many considerations, including the degree of apparent risk, market attitudes with respect to future inflation, the prospective rates of return for alternative investment opportunities, supply of and demand for mortgage funds, and the availability of tax shelters. Because rates of return used in income capitalization represent prospective rates, as distinguished from historical rates, special consideration is given to market perceptions of risk and changes in purchasing power.

Although it is not possible to prove conclusively the suitability of a particular rate of return on the basis of market evidence, the chosen rate should be consistent with the available evidence. Rate selection requires judgment and knowledge concerning prevailing market attitudes and economic indicators. Both the discount rate and the reversionary capitalization rate must reflect the relative risk perceived by investors for the specific market being studied. Generalities must be avoided. To determine such rates, we have used surveys of real estate investors analyzed and adjusted for comparative returns found in the capital markets.

National investor surveys include data on investors operating regionally and nationally, such as representatives of insurance companies, commercial banks, pension funds, investment banking firms, syndication firms, and investment advisory firms. Such companies invest in all types of properties, including office buildings, retail shopping centers, hotels, apartment complexes, and industrial facilities. These surveys are valuable for determining general parameters but must be honed to the local market.

Based on surveys from CB Commercial Real Estate Group Inc. for the first quarter 1996, investment criteria for numerous market participants including investors that would be in competition for acquiring a property such as the subject are illustrated below.

================================================================================
                   FIRST QUARTER 1996 NATIONAL INVESTOR SURVEY
                       CLASS B COMMUNITY SHOPPING CENTERS
================================================================================
  TYPE OF FIRM         OVERALL CAP. RATES      GENERAL     DISCOUNT   REAL RATE
                                              INFLATION      RATE     OF RETURN
                  ---------------------------
                    GOING-IN       TERMINAL                 (IRR)       (RRR)
================================================================================
Range:              9.5-11.0        10-12        2-4       12-15.0    9.5-11.5
Average               10.2           10.7        3.3         13.4       10.9
================================================================================
Change from            -10           +10         -10         +110       +390
 3rd Qtr Survey
================================================================================

Source:  CB Commercial Real Estate Group Inc. - 1st Quarter 1996

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

We have surveyed national real estate investors for their investment criteria when purchasing real estate such as the subject. Investor expectations for inflation range from 2% to 4%, with an average of 3.3%. We have selected an inflation rate for our analysis of 3.0%. The discount rate reflects the quality and duration of the income stream as well as the physical and locational characteristics of the property. As discussed within the overall rate section, the subject center is considered to be typical of the area although it benefits from having a national tenant. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional community center of average quality and in average overall condition. In addition, the subject is situated in an average retail location with relatively low volumes of traffic.

In general, the discount rate (IRR) is comprised on a safe rate (usually Treasuries) and a risk premium. The risk premium is difficult to quantify but with sound logic a reasonable rate can be ascertained. The chart presented below graphically depicts real estates position within the risk/reward graph.

                    INVESTOR RISK VERSUS RETURN REQUIREMENTS

   Anticipated Return
                                                                  _ Real Estate

                                                   _ Common Stocks

                                        _   Corporate
                                        Bonds

                               _  Mortgage Backed
                               Securities

                  _ Municipal Bonds

        _ T - Bills

                                                                  Riskless Rate

   -----------------------------------------------------------------------------
   Perceived Level of Risk

US Treasury notes and bonds are considered risk free since they are backed by the United States government. Their rates only fluctuate with perceived inflation. The use of this, or any short term investment including the prime rate or LIBOR is meaningless when compared to an investment with a 10 year holding period. Accordingly, as a starting point, we only considered risk free or nearly risk free investments with a maturity of 10 years. These include Treasuries,

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

corporate bonds and municipal bonds. Adjusted for daily fluctuations, these debt offerings are yielding 5.59% to 8.25%. Mortgaged backed securities generally tend to fall above these instruments. The next layer of risk would include debt rated as low as BBB. These notes are yielding as much as 10%. Long-term mortgages are also yielding over 10% considering the mortgage constant on a note priced at 250 to 300 basis points over comparable Treasuries. Riskier investments such as junk bonds vary widely from 12% to 22% on an unleveraged basis. Real estate, as indicated on the chart above falls between common stock (10%) and junk bonds (16%). To eliminate the burden of illiquidity, REIT's and similar investments are being created. They represent a quasi-real estate opportunity. REIT's are currently providing dividends ranging from 6% to 8% but offer potential yields of 15% to 20%

Various financial instruments are yielding between 5.59% and 8.25% depending upon the type of investment as indicated on the chart below based on data obtained from the Federal Reserve Statistical Release for the week ending May 17, 1996. It should be noted that over the past year we have witnessed an increase in the interest rate of all of the following instruments.

      ================================================================
      INSTRUMENT                                        RATE
      ================================================================
      Prime Rate                                       8.25%
      ================================================================
      Municipal Bonds                                  5.96%
      ================================================================
      Short-Term Treasury Securities (1 year)          5.59%
      ================================================================
      Long Term Treasury Securities (10 years)         6.68%
      ================================================================
      Corporate Aaa Bonds (10+ years)                  7.57%
      ================================================================
      Corporate Baa Bonds (10 + years)                 8.25%
      ================================================================

The risk premium is the rate added to Treasuries to account for illiquidity, the capital markets and the economy. Whether the risk premium decreases in the near term is dependent on inflation, the growth of the economy and capital markets. During 1995, the Federal Reserve decreased interest rates in order to stimulate a sluggish economy. The low rates have continued during the early portion of 1996, however, have recently begun to ascend.

Based on the above, we feel that the current required rate of return (IRR) for the subject would fall at the low end the range at 11.5%. This reflects the quality, quantity and cash flow risk associated with the subject property. As such, we have utilized a discount rate of 11.5% in our analysis.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

TERMINAL RATE

To estimate the appropriate terminal capitalization rate, we have considered the rates reflected in the investment criteria outlined above for both going-in and terminal capitalization. Typically, under stable market conditions, the terminal capitalization rate will be greater than the going-in rate to reflect the risk associated with the holding period. Typically 50 to 100 basis points are added on to the going-in cap rate under stable market conditions to account for the additional risk. Furthermore, our national investor survey also indicated an average terminal capitalization 50 basis points greater than the going-in rate. Going-in capitalization rates extracted from sales averaged 9.6% and we utilized a 10.0% going-in cap rate in the direct capitalization approach.

It is evident by historical and current performance of the center and it is our opinion that the subject property will encounter average-to-good market acceptance in the future. It is our opinion that a terminal capitalization rate of 10.5% is the most appropriate for the subject property.

A 2% deduction for costs of sale has been utilized to reflect the net reversionary value.

HOLDING PERIOD

To apply the discounted cash flow analysis, an estimate must be made of the appraised property's holding period based on typical investors' motives in the local market. Historical investment holding periods of similar shopping centers typically have ranged from 10 to 15 years. A 10- to 15- year holding period was analyzed to test the property's sensitivity to roll-overs. A 10-year holding period was selected.

Our discounted cash flow analysis is presented on the following page.

--------------------------------------------------------------------------------

                            Kmart - Shamokin Dam, PA
                                Cash Flow Report


Building Size                 92,171      Reconciled Value              $2,295
Cost of Sales                 3.000%      Value per SF                  $24.90
Hold Period (Years)           10          % Residual of Recon. Val       36.6%
Reduce Residual by Cap Exp    Yes         Direct Cap Rate               10.00%
Residual Discount Rate        11.50%      Direct Cap Value              $2,423

Compounded Ann.                            -----------------------------------------------------------------------------------------
   Ave. Growth                                1996        1997       1998       1999       2000       2001       2002        2003
                                           -----------------------------------------------------------------------------------------

         0.00%  BASE RENT                  252,289     252,289    252,289    252,289    252,289    252,289    252,289     252,289
           N/A    Free Rent                      0           0          0          0          0          0          0           0
         3.00%    Expense Recoveries        73,740      75,953     78,231     80,578     82,996     85,485     88,050      90,691
        15.98%    Percentage Rent            9,597      12,900     15,792     18,771     21,839     24,999     28,254      31,607
--------------                             -----------------------------------------------------------------------------------------
         1.61%  GROSS INCOME               335,626     341,142    346,312    351,638    357,124    362,773    368,593     374,587
         1.90%    Credit/Vacancy Loss       (3,260)     (3,411)    (3,463)    (3,516)    (3,571)    (3,628)    (3,686)     (3,746)
           N/A    Miscellaneous Incomes          0           0          0          0          0          0          0           0
--------------                             -----------------------------------------------------------------------------------------
         1.60%  EFFECTIVE GROSS INCOME     332,366     337,731    342,849    348,122    353,553    359,145    364,907     370,841
--------------                             -----------------------------------------------------------------------------------------
         2.86%  TOTAL EXPENSES              90,055      92,319     94,989     97,738    100,571    103,487    106,491     109,586
--------------                             -----------------------------------------------------------------------------------------
         1.10%  NET OPERATING INCOME       242,311     245,412    247,860    250,384    252,982    255,658    258,416     261,255
           N/A    Commissions                    0           0          0          0          0          0          0           0
           N/A    Tenant Improvements            0           0          0          0          0          0          0           0
           N/A    Capital Additions              0           0          0          0          0          0          0           0
           N/A  TOTAL DEDUCTIONS                 0           0          0          0          0          0          0           0
--------------                             -----------------------------------------------------------------------------------------
         1.10%  CASH FLOW                  242,311     245,412    247,860    250,384    252,982    255,658    258,416     261,255
--------------                             -----------------------------------------------------------------------------------------
                TOTAL CASH FLOW            242,311     245,412    247,860    250,384    252,982    255,658    258,416     261,255
                                           -----------------------------------------------------------------------------------------
                  Debt Service                 N/A         N/A        N/A        N/A        N/A        N/A        N/A         N/A
                                           -----------------------------------------------------------------------------------------
                CASH FLOW AFTER DEBT       242,311     245,412    247,860    250,384    252,982    255,658    258,416     261,255
                                           -----------------------------------------------------------------------------------------
                CUMULATIVE SURPLUS             N/A         N/A        N/A        N/A        N/A        N/A        N/A         N/A
                                           =========================================================================================

                --------------------------------------------------------------------------------------------------------------------
                Implied Overall Rate         10.56%      10.69%     10.80%     10.91%     11.02%     11.14%     11.26%      11.38%

                Cash on Cash Return          10.56%      10.69%     10.80%     10.91%     11.02%     11.14%     11.26%      11.38%
                ====================================================================================================================

                           ------------------------------
                               2004       2005       2006
                           ------------------------------

BASE RENT                   252,288    252,289    252,289
  Free Rent                       0          0          0
  Expense Recoveries         93,411     96,215     99,101
  Percentage Rent            35,060     38,616     42,280
                           ------------------------------
GROSS INCOME                380,759    387,120    393,670
  Credit/Vacancy Loss        (3,808)    (3,871)    (3,937)
  Miscellaneous Income            0          0          0
                           ------------------------------
EFFECTIVE GROSS INCOME      376,951    383,249    389,733
                           ------------------------------
TOTAL EXPENSES              112,773    116,057    119,438
                           ------------------------------
NET OPERATING INCOME        264,178    267,192    270,295
  Commissions                     0          0          0
  Tenant Improvements             0          0          0
  Capital Additions               0          0          0
TOTAL DEDUCTIONS                  0          0          0
                           ------------------------------
CASH FLOW                   264,178    267,192    270,295
                           ------------------------------
TOTAL CASH FLOW             264,178    267,192    270,295
                           ------------------------------
  Debt Service                  N/A        N/A        N/A
                           ------------------------------
CASH FLOW AFTER DEBT        264,178    267,192    270,295
                           ------------------------------
CUMULATIVE SURPLUS              N/A        N/A        N/A
                           ------------------------------
Cash on Cash Return           11.51%     11.64%     11.78%


[GRAPH OMITTED - NOI and CF Trends, 1996-2006]


-------------------------------------------------------
             Sale/Yield Matrix (000's)
                Terminal Cap Rate
             ------------------------------------------
Disc Rate    10.25%       10.50%      10.75%     11.00%
-------------------------------------------------------
11.00%        2,387        2,365       2,345      2,325
             ------------------------------------------
11.25%        2,351        2,330       2,310      2,291
             ------------------------------------------
11.50%        2,316        2,295       2,276      2,257
             ------------------------------------------
11.75%        2,281        2,261       2,242      2,224
             ------------------------------------------
12.00%        2,248        2,228       2,210      2,192
             ------------------------------------------
12.25%        2,215        2,196       2,178      2,160
-------------------------------------------------------
-------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW CONCLUSION

We used "PRO-JECT +plus" computer software to create a cash flow model for a long term hold. Reference is made to the "Annual Cash Flow Report", generated by the Pro-ject software, on the previous page which provides a summary of cash flow from all sources. We utilized a 10-year holding period and have discounted the cash flow on a fiscal year basis from 1997 to 2006. The cash flow incorporates the terms of existing leases during the analysis period and our assumptions regarding the lease-up of vacant space. It also calculates renewal rentals when leases expire based on current market rent escalated at a growth factor. In addition, a forecast was made for 15 years to check for any irregularities in the income stream which may artificially affect the reversionary sale price. It should be noted that based on our analysis of the extended holding period indicated that there was no irregularities. We capitalized the 11th year net operating income to determine the reversionary value at the end of year 10.

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The preceding analysis indicates the following conclusions:

       ==========================================================
                 INCOME CAPITALIZATION APPROACH VALUES
       ----------------------------------------------------------
       Method                                   Indicated Value
       ----------------------------------------------------------
       Direct Capitalization                      $ 2,400,000
       Discounted Cash Flow                       $ 2,300,000
       ----------------------------------------------------------
       Source: CB Commercial Real Estate
       ==========================================================

Greater emphasis is placed on the DCF analysis because it is the method likely to be used by a typical investor. As a result, based on the Income Capitalization Approach, CB Commercial concludes a value estimate for the subject property of $2,300,000. This equates to $24.95 per rentable square foot.

--------------------------------------------------------------------------------

                                   CONCLUSION

================================================================================
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

                             RECONCILIATION OF VALUE


CB Commercial was instructed to estimate the market value of the leased fee interest in the subject property. The value conclusions for each applicable approach are summarized below.

       ================================================================
                          SUMMARY OF VALUE CONCLUSIONS
       ================================================================
       Cost Approach                                         N/A
       Sales Comparison Approach                         $ 2,500,000
       Income Capitalization Approach                    $ 2,300,000
       ================================================================
       Source: CB Commercial Real Estate Group, Inc.
       ================================================================

The Income Capitalization Approach is considered the most persuasive method for valuing the subject property. This approach is predicated on the principle of anticipated economic benefits and, therefore, best reflects the investment characteristics of the subject. Properties such as the subject are typically purchased by investors; thus, this approach must closely parallels the anticipated analysis that would be employed by the most typical purchaser. Since the subject property has a number of existing leases with a variety of terms, the DCF technique best models the future cash flow stream to a prospective buyer.

The Sales Comparison Approach is predicated on the principle that an investor would pay no more for an existing property than for a comparable property with similar utility. This approach is contingent on the reliability and comparability of available data. The data developed was considered sufficiently reliable to reach a value conclusion by the Sales Comparison Approach. However, due to the lack of truly comparables sales in recent years, this method is given secondary consideration in the reconciliation.

The Cost Approach is predicated on the principle that an investor would pay no more for an existing property than it would cost to acquire land and construct a building with similar utility. Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Furthermore, due to the age of the subject and current market conditions, accrued depreciation would be substantial and difficult to estimate. An investor would not use the Cost Approach due to the imprecise nature of estimating the accrued physical, functional, or external depreciation affecting the improvements. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.

--------------------------------------------------------------------------------

================================================================================
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

The final value conclusion and the approaches relied upon give strong consideration to the market behavior of the typical buyer and current market environment for the property appraised.

Based on the foregoing analysis, it is concluded that the market value of the leased fee interest in the subject property, subject to the assumptions and limiting conditions, as of May 15, 1996, is:

                   TWO MILLION THREE HUNDRED THOUSAND DOLLARS
                                  ($2,300,000)

This value is subject to all of the assumptions and limiting conditions stated throughout the report, including specific assumptions and limiting conditions.

--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to total that would adversely affect marketability or value. CB Commercial is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Commercial, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. It is assumed that improvements have been constructed or will be constructed according to approved architectural plans and specifications and in conformance with recommendations contained in or based upon any soils report(s).

      Unless otherwise specifically noted in the body of this report, it is assumed: that any existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are, or will be upon completion, in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that it or they will withstand any known elements such as windstorm, hurricane, tornado, flooding, earthquake, or similar natural occurrences; and, that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Commercial professionals are not engineers and are not competent to judge matters of an engineering nature. CB Commercial has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Commercial by ownership or management; CB Commercial inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Commercial was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Commercial reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Commercial has no knowledge of the existence of such materials on or in the property. CB Commercial, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

      We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Commercial. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.

--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Commercial has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Commercial reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Commercial of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Commercial will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CB Commercial assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CB Commercial is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Commercial does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Commercial.

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Commercial to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Unless otherwise noted in this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CB Commercial nor may this report or copies hereof be transmitted to third parties without said consent, which consent CB Commercial reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express

--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

      written consent of CB Commercial which consent CB Commercial reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Commercial shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area have been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Commercial unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Commercial assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Commercial assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CB Commercial assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Not withstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Commercial has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Commercial has no specific information relating to this issue, nor is CB Commercial qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.

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================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

24. For our analysis, we have relied on the information provided by the detailed rent roll and information provided by the subject leasing agent. We have assumed all information is correct. Furthermore, we have assumed all leases out for signature will be returned signed, and executed as of the date indicated to us by the leasing agent. We reserve the right to amend this appraisal should any of this information be later found to be incorrect.
--------------------------------------------------------------------------------

                                     ADDENDA

================================================================================
                                                                         ADDENDA
--------------------------------------------------------------------------------

                                     ADDENDA

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================================================================================
                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

                                   ADDENDUM A

--------------------------------------------------------------------------------

================================================================================
                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

                                GLOSSARY OF TERMS

assessed value Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

cash equivalency The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract, coupon, face, or nominal rent The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

coupon rent
  See  Contract, Coupon, Face, or Nominal Rent

effective rent 1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ++ 2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

face rent
  See  Contract, Coupon, Face, or Nominal Rent

fee simple estate Absolute ownership unen-cumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. **

floor area ratio (FAR) The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. **

full service lease  A lease in which rent covers all operating expenses.
  Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

gross building area (GBA) The sum of all areas at each floor as measured to the exterior walls.

insurable value Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

investment value Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be established by an expert on real estate and its value, that is, an appraiser. +

leased fee
  See leased fee estate

leased fee estate An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the

--------------------------------------------------------------------------------

================================================================================
                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

  lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.++

leasehold
  See leasehold estate

leasehold estate The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.**

load factor The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

market value "as if complete" on the appraisal date Market value as if complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

market value "as is" on the appraisal date Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

market value Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.ss.

marketing period The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. **

net lease Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA)  1) The area on which rent is computed. 2) The Rentable
  Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

nominal rent
  See  Contract, Coupon, Face, or Nominal Rent

prospective future value "upon completion of construction" Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value estimate at this stage is stated in current dollars unless otherwise indicated.

prospective future value "upon reaching stabilized occupancy" Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value

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================================================================================
                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

  estimate at this stage is stated in current dollars unless otherwise indicated.

reasonable exposure time The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market. **

rent
  see
  full service lease
  net lease
  contract, coupon, face, or nominal rent
  effective rent

shell space Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

Usable Area 1) The area actually used by individual tenants. 2) The Usable Area of an office is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

use value  Use value is a concept based on the productivity of an economic good.
  Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale. +

value appraised During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time. See also market value "as is" on the appraisal date

market value "as if complete" on the appraisal date

prospective future value "upon completion of construction"

prospective future value "upon reaching stabilized occupancy"

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================================================================================
                                               ADDENDUM B ADDITIONAL PHOTOGRAPHS
--------------------------------------------------------------------------------

                                   ADDENDUM B
                               LEGAL DESCRIPTION

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         All that certain lot or parcel of ground situate in the Borough of Shamokin Dam, County of Snyder, State of Pennsylvania, bounded and described as follows:

         Beginning at a railroad spike (set) located on the West right-of-way line of PennDOT S.R. 0015 (L.R. 24) and PennDOT S.R. 0011 (L.R. 25), said point being situate opposite centerline highway station 31 + 98.05; THENCE FROM THE PLACE OF BEGINNING along line of land of Charles E. Kulp, North fifty-five degrees no minutes and forty seconds West (N 55(degree)00'40" W) for a distance of one hundred and no hundredths feet (100.00') to an iron pin (set); thence further along the same, South thirty-four degrees fifty-nine minutes and twenty seconds West (S 34(degree)59'20" W) for a distance of two hundred three and ninety-nine hundredths feet (203.99') to an iron pin (set); thence along line of lands of the West Side Cemetery Company, the following five (5) courses and distances:

      1) North fifty-four degrees twenty-six minutes and thirty-four seconds West (N 54(degree)26'34" W) for a distance of sixty-two and sixteen hundredths feet (62.16') to a concrete monument (found);

      2) North thirty-eight degrees thirty-three minutes and thirty-five seconds West (N 38(degree)33'35" W) for a distance of two hundred sixty-seven and twenty-six hundredths feet (267.26') to a concrete monument (found);

      3) North twenty-five degrees fifty-seven minutes and fifty seconds East (N 25(degree)57'50" E) for a distance of one hundred thirty-eight and twenty-eight hundredths feet (138.28') to a concrete monument (found);

                                VOL 313 PAGE 637

                                   EXHIBIT "A"

      4) North thirty-seven degrees fifty-three minutes and fifty-five seconds West (N 37(degree)53'55" W) for a distance of seven hundred eight and fifty-six hundredths feet (708.56') to a concrete monument (found);

      5) North forty-seven degrees forty-two minutes and thirty-two seconds East (N 47(degree)42'32" E) for a distance of one thousand one hundred nine and two hundredths feet (1,109.02') to an iron pin
            (set);

thence along the West right-of-way line of PennDOT S.R. 0015 (L.R. 24), the following four (4) courses and distances:

      1) South two degrees eleven minutes and forty seconds East (S 2(degree)11'40" E) for a distance of eighty-eight and eighty-seven hundredths feet (88.87') to a point;

      2) around a curve having an angle of five degrees twenty-eight minutes and thirty-eight seconds (5(degree)8'38"), a radius of two thousand nine hundred fifty-four and ninety-three hundredths feet (2,954.93'), a tangent of one hundred forty-one and thirty-five hundredths feet (141.35'), an arc of two hundred eighty-two and forty-eight hundredths feet (282.48'), for a chord course of South four degrees fifty-six minutes and no seconds East (S 4(degree)56'00" E) for a chord distance of two hundred eighty-two and thirty-seven hundredths feet (282.37') to a point;

      3) South twelve degrees fifty-seven minutes and twenty seconds West (S 12(degree)57'20" W) for a distance of fifty-five and forty-eight hundredths feet (55.48') to a point;

      4) North eighty-one degrees nineteen minutes and forty-two seconds East (N 81(degree)19'42" E) for a distance of fifty and no hundredths feet (50.00') to a point;

thence further along the same and along the line dividing the Borough of Shamokin Dam and the Township of Monroe, the following three (3) courses and distances:

                                VOL 313 PAGE 638

      1) around a curve having an angle of eight degrees two minutes and twenty-one seconds (8(degree)02'21"), a radius of two thousand nine hundred twenty-four and ninety-three hundredths feet (2,924.93'), a tangent of two hundred five and fifty-four hundredths feet (205.54'), an arc of four hundred ten and forty hundredths feet (410.40'), for a chord course of South twelve degrees forty-one minutes and thirty seconds East (S 12(degree)41'30" E) for a chord distance of four hundred ten and six hundredths feet (410.06') to a point;

      2) South sixteen degrees forty-two minutes and forty seconds East (S 16(degree)42'40" E) for a distance of two hundred nine and fifty-seven hundredths feet (209.57') to a point;

      3) around a curve having an angle of twenty-four degrees thirteen minutes and four seconds (24(degree)13'04"), a radius of four hundred eighteen and thirty-four hundredths feet (418.34'), a tangent of eighty-nine and seventy-five hundredths feet (89.75'), an arc of one hundred seventy-six and eighty-two hundredths feet (176.82'), a chord course of South five degrees fifty-three minutes and thirty-five seconds West (S 5(degree)53'35" W) for a chord distance of one hundred seventy-five and fifty-one hundredths feet (175.51') to a point;

thence still further along the aforementioned West right-of-way line of PennDOT S.R. 0015 (L.R. 24) and along the aforementioned West right-of-way line of PennDOT L.R. 0011 (L.R. 25) the following three (3) courses and distances:

      1) South four degrees forty-nine minutes and fifteen seconds East (S 4(degree)49'15" E) for a distance of twenty-four and twenty-eight hundredths feet (24.28') to a point;

      2) around a curve having an angle of thirteen degrees fifty-nine minutes and thirty seconds (13(degree)59'30"), a radius of four hundred twenty-eight and thirty-four

                                VOL 313 PAGE 639
            hundredths feet (428.34'), a tangent of fifty-two and fifty-six hundredths feet (52.56'), an arc of one hundred four and sixty hundredths feet (104.60'), for a chord course of south twenty-seven degrees fifty-nine minutes and forty seconds West (S 27(degree)59'40" W) for a chord distance of one hundred four and thirty-five hundredths feet (104.35') to an iron pin (set);

      3) South thirty-four degrees fifty-nine minutes and twenty seconds West (S 34(degree)59'20" W) for a distance of three hundred thirteen and thirty-six hundredths feet (313.36') to the place of beginning.



      Containing 912,731.60 Square Feet (20.954 Acres) and being shown in greater detail on a plan laid out by Merlyn J. Jenkins, Registered Professional Land Surveyor, of Merlyn J. Jenkins & Associates, Inc., Pottsville, Pennsylvania, dated January 20, 1993, and revised April 26, 1993, and being designated as Drawing No. SK-1299.

      BEING the same premises conveyed to Snyder County Industrial Development Authority by deed dated February 17, 1978 and recorded in the Office of the Recorder of Deeds in and for Snyder County in Deed Book 139 at page 457.

                                VOL 313 PAGE 640

================================================================================
                                            ADDENDUM C IMPROVED COMPARABLE SALES
--------------------------------------------------------------------------------

                                   ADDENDUM C
                            IMPROVED COMPARABLE SALES

--------------------------------------------------------------------------------

                                                                     RETAIL SALE
================================================================================

Location Data
       Property Name:                             BJ's Wholesale Club
       Location:
       City:                                      Babylon
       County:                                    Suffolk
       State/Zip:                                 New York
       Assessor's Parcel No(s):                   N/A
       Atlas Reference:                           N/A

Physical Data
       Type:                                      Free-Standing
       Land Area:                                 9.40 Acres
       Excess Land:                               N/A
       Gross Leasable Area:
          Anchors:
              BJ's Wholesale Club                 114,880 SF
            Local Tenant GLA:                     N/A
            Anchor Tenant GLA:                    114,880 SF
            Total GLA:                            114,880 SF
            GLA Purchased:                        114,880 SF
       Year Built:                                1974
       Parking:                                   N/A
       Condition:                                 Good
       Exterior Walls:                            Brick Veneer


Sale Data
       Transaction Type:                          Sale
       Date of Transaction:                       8/93
       Marketing Time:                            N/A
       Grantor:                                   N/A
       Grantee:                                   N/A
       Document No.:                              N/A
       Sale Price:                                $9,350,000
       Financing:
       Cash Equivalent Price:                     $9,350,000
       Required Capital Cost:                     $0
       Adjusted Sales Price:                      $9,350,000
       Verification:                              N/A


Financial Data

       Assumptions & Forecast:                    N/A
       Occupancy at Sale:                         100
       Existing or Pro Forma Income:              Existing
                                                              TOTAL       P.S.F.
                                                              -----       ------
       Potential Gross Income:                                  N/A        N/A
       Vacancy and Credit Loss:                                 N/A        N/A
       Effective Gross Income:                                  N/A        N/A
       Expenses:                                                N/A        N/A
       Net Operating Income:                               $990,266       $8.62

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

        Buyers Underwriting Criteria:             Direct Cap
        Overall Capitalization Rate (OAR):        10.59 %
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        N/A
        Operating Expense Ratio (OER):            N/A %
        Price Per Square Foot:                    $81.39


Comments


--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
       Property Name:                            Giant Supermarket, York
       Location:
       City:                                     York
       County:                                   York
       State/Zip:                                Pennsylvania
       Assessor's Parcel No(s):                  N/A
       Atlas Reference:                          N/A

Physical Data
       Type:                                     Free-Standing
       Land Area:                                9.30 Acres
       Excess Land:                              N/A
       Gross Leasable Area:
          Anchors:
              Giant Supermarket                  55,980 SF
            Local Tenant GLA:                    N/A
            Anchor Tenant GLA:                   55,980 SF
            Total GLA:                           55,980 SF
            GLA Purchased:                       55,980 SF
       Year Built:                               1994
       Parking:                                  N/A
       Condition:                                Good
       Exterior Walls:                           Brick Veneer

Sale Data
       Transaction Type:                         Sale
       Date of Transaction:                      12/94
       Marketing Time:                           N/A
       Grantor:                                  N/A
       Grantee:                                  N/A
       Document No.:                             N/A
       Sale Price:                               $4,525,000
       Financing:
       Cash Equivalent Price:                    $4,525,000
       Required Capital Cost:                    $0
       Adjusted Sales Price:                     $4,525,000
       Verification:                             N/A


Financial Data

       Assumptions & Forecast:                   N/A
       Occupancy at Sale:                        100
       Existing or Pro Forma Income:             Existing
                                                         TOTAL       P.S.F.
                                                     ---------      -------
       Potential Gross Income:                             N/A        N/A
       Vacancy and Credit Loss:                            N/A        N/A
       Effective Gross Income:                             N/A        N/A
       Expenses:                                           N/A        N/A
       Net Operating Income:                          $454,558      $8.12


--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

 Analysis

     Buyers Underwriting Criteria:
     Overall Capitalization Rate (OAR):           10.05 %
     Projected IRR:                               N/A
     Effective Gross Multiplier (EGIM):           N/A
     Operating Expense Ratio (OER):               N/A %
     Price Per Square Foot:                       $80.83

Comments



--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
        Property Name:                            K-Mart Lancaster
        Location:                                 Lancaster
        City:                                     Lancaster
        County:                                   Lancaster
        State/Zip:                                Pennsylvania
        Assessor's Parcel No(s):                  N/A
        Atlas Reference:                          N/A

Physical Data
       Type:                                      Free-Standing
       Land Area:                                 11.03 Acres
       Excess Land:                               N/A
       Gross Leasable Area:
        Anchors:
            K-Mart                                99,264 SF
          Local Tenant GLA:                       N/A
          Anchor Tenant GLA:                      99,264 SF
          Total GLA:                              99,264 SF
          GLA Purchased:                          99,264 SF
       Year Built:                                2
       Parking:                                   N/A
       Condition:                                 Average
       Exterior Walls:                            Brick Veneer

Sale Data
       Transaction Type:                          Sale
       Date of Transaction:                       4/93
       Marketing Time:                            N/A
       Grantor:                                   N/A
       Grantee:                                   N/A
       Document No.:                              N/A
       Sale Price:                                $2,289,357
       Financing:
       Cash Equivalent Price:                     $2,289,357
       Required Capital Cost:                     $0
       Adjusted Sales Price:                      $2,289,357
       Verification:                              N/A


Financial Data

       Assumptions & Forecast:                    N/A
       Occupancy at Sale:                         100
       Existing or Pro Forma Income:              Existing
                                                              TOTAL       P.S.F.
                                                              -----       ------
       Potential Gross Income:                                  N/A        N/A
       Vacancy and Credit Loss:                                 N/A        N/A
       Effective Gross Income:                                  N/A        N/A
       Expenses:                                                N/A        N/A
       Net Operating Income:                               $219,373       $2.21

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

       Buyers Underwriting Criteria:
        Overall Capitalization Rate (OAR):        9.58 %
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        N/A
        Operating Expense Ratio (OER):            N/A %
        Price Per Square Foot:                    $23.06


Comments



--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
       Property Name:                             Pace Warehouse, Baltimore
       Location:                                  Baltimore
       City:                                      Baltimore
       County:                                    Baltimore
       State/Zip:                                 Maryland
       Assessor's Parcel No(s):                   N/A
       Atlas Reference:                           N/A

Physical Data
       Type:                                      Free-Standing
       Land Area:                                 13.50 Acres
       Excess Land:                               N/A
       Gross Leasable Area:
        Anchors:
               Pace Warehous                      145,825 SF
          Local Tenant GLA:                       N/A
          Anchor Tenant GLA:                      145,825 SF
          Total GLA:                              145,825 SF
          GLA Purchased:                          145,825 SF
        Year Built:                               1972
        Parking:                                  N/A
        Condition:                                Good
        Exterior Walls:                           Brick Veneer

Sale Data
       Transaction Type:                          Sale
       Date of Transaction:                       4 /92
       Marketing Time:                            N/A
       Grantor:                                   N/A
       Grantee:                                   N/A
       Document No.:                              N/A
       Sale Price:                                $10,480,357
       Financing:
       Cash Equivalent Price:                     $10,480,357
       Required Capital Cost:                     $0
       Adjusted Sales Price:                      $10,480,357
       Verification:                              N/A


Financial Data

       Assumptions & Forecast:                    N/A
       Occupancy at Sale:                         100
       Existing or Pro Forma Income:              Existing
                                                              TOTAL       P.S.F.
                                                              -----       ------
       Potential Gross Income:                                  N/A        N/A
       Vacancy and Credit Loss:                                 N/A        N/A
       Effective Gross Income:                                  N/A        N/A
       Expenses:                                                N/A        N/A
       Net Operating Income:                             $1,038,274       $7.12

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

        Buyers Underwriting Criteria:             Price Per S.F.
        Overall Capitalization Rate (OAR):        9.91 %
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        N/A
        Operating Expense Ratio (OER):            N/A %
        Price Per Square Foot:                    $71.87

Comments



--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
       Property Name:                             Price Chopper, Dunmore
       Location:
       City:                                      Dunmore
       County:                                    Lackawanna
       State/Zip:                                 Pennsylvania
       Assessor's Parcel No(s):                   N/A
       Atlas Reference:                           N/A

Physical Data
       Type:                                      Free-Standing
       Land Area:                                 6.30 Acres
       Excess Land:                               N/A
       Gross Leasable Area:
         Anchors:
              Price Chopper                       77,000 SF
            Local Tenant GLA:                     N/A
            Anchor Tenant GLA:                    77,000 SF
            Total GLA:                            77,000 SF
            GLA Purchased:                        77,000 SF
      Year Built:                                 1975
      Parking:                                    N/A
      Condition:                                  Good
      Exterior Walls:                             Brick Veneer


Sale Data
      Transaction Type:                           Sale
      Date of Transaction:                        4/95
      Marketing Time:                             N/A
      Grantor:                                    N/A
      Grantee:                                    N/A
      Document No.:                               N/A
      Sale Price:                                 $7,277,500
       Financing:
      Cash Equivalent Price:                      $7,277,500
      Required Capital Cost:                      $0
      Adjusted Sales Price:                       $7,277,500
      Verification:                               N/A


Financial Data

      Assumptions & Forecast:                     N/A
      Occupancy at Sale:                          100
      Existing or Pro Forma Income:               Existing
                                                              TOTAL      P.S.F.
                                                              -----      ------
      Potential Gross Income:                                   N/A       N/A
      Vacancy and Credit Loss:                                  N/A       N/A
      Effective Gross Income:                                   N/A       N/A
      Expenses:                                                 N/A       N/A
      Net Operating Income:                                $719,950      $9.35

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

       Buyers Underwriting Criteria:
       Overall Capitalization Rate (OAR):         9.89 %
       Projected IRR:                             N/A
       Effective Gross Multiplier (EGIM):         N/A
       Operating Expense Ratio (OER):             N/A %
       Price Per Square Foot:                     $94.51

Comments



--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
        Property Name:                            PRICE CHOPPER, ALBANY
        Location:
        City:                                     Albany
        County:                                   Albany
        State/Zip:                                New York
        Assessor's Parcel No(s):                  N/A
        Atlas Reference:                          N/A

Physical Data
        Type:                                     Free-Standing
        Land Area:                                2.80 Acres
        Excess Land:                              N/A
        Gross Leasable Area:
         Anchors:
              Price Chopper                       81,987 SF
            Local Tenant GLA:                     N/A
            Anchor Tenant GLA:                    81,987 SF
            Total GLA:                            81,987 SF
            GLA Purchased:                        81,987 SF

        Year Built:                               1975
        Parking:                                  N/A
        Condition:                                Good
        Exterior Walls:                           Brick Veneer


Sale Data
        Transaction Type:                         Sale
        Date of Transaction:                      4/95
        Marketing Time:                           N/A
        Grantor:                                  N/A
        Grantee:                                  N/A
        Document No.:                             N/A
        Sale Price:                               $8,302,500
        Financing:
        Cash Equivalent Price:                    $8,302,500
        Required Capital Cost:                    $0
        Adjusted Sales Price:                     $8,302,500
        Verification:                             N/A


Financial Data

        Assumptions & Forecast:                   N/A
        Occupancy at Sale:                        100
        Existing or Pro Forma Income:             Existing
                                                              TOTAL      P.S.F.
                                                              -----      ------
        Potential Gross Income:                                 N/A       N/A
        Vacancy and Credit Loss:                                N/A       N/A
        Effective Gross Income:                                 N/A       N/A
        Expenses:                                               N/A       N/A
        Net Operating Income:                              $786,255     $9.59


--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

       Buyers Underwriting Criteria:              Direct Cap
       Overall Capitalization Rate (OAR):         9.47 %
       Projected IRR:                             N/A
       Effective Gross Multiplier (EGIM):         N/A
       Operating Expense Ratio (OER):             N/A %
       Price Per Square Foot:                     $101.27

Comments



--------------------------------------------------------------------------------
                                 CB COMMERCIAL

================================================================================
                                                   ADDENDUM D RENTAL COMPARABLES
--------------------------------------------------------------------------------

                                   ADDENDUM D
                               RENTAL COMPARABLES

--------------------------------------------------------------------------------

                                                         RETAIL RENT COMPARABLES
================================================================================

Location Data
       Property Name:                   Pottstown Center
       Location:                        Route 663
       City:                            Pottstown
       County:                          Montgomery
       State/Zip:                       Pennsylvania
       Assessor's Parcel No(s):         N/A
       Atlas Reference:                 N/A

Physical Data
       Type:                            Community
       Gross Leaseable Area:            171,267 SF
       Year Built:                      1976
       Exterior Walls:                  Brick Veneer
       Condition:                       Average
       Anchor Tenant:                   Wal-Mart
       Parking:                         Adequate

Lease Data
       Occupancy:
          Local:                        100%
          Overall:                      100%
       Typical Size:                    2,000 SF
       Term:                            3-5 years
       Base Rent Per Square Foot:       $8.50-$15.50
       Rent Escalations:                Various
       Basis:                           N/A
       Expense Pass-Through:            CAM, Tax, Insur
       Free Rent (months):              Minimal
       Tenant Improvement:              Minimal
       Leasing Agent:                   N/A
       Phone No.:                       (   )   -
       Survey Date:                     N/A

Recent Leases
================================================================================
          Size              Rent     TI     Free Rent                 Terms
Date      (SF)     Tenant    (PSF)   (PSF)   (Months)    Escalations   (Yrs)
================================================================================
7/95     121,267  Wal-Mart  $6.99    N/A     None       Flat          20.00

================================================================================

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                         RETAIL RENT COMPARABLES
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                         RETAIL RENT COMPARABLES
================================================================================

Location Data
       Property Name:                   Route 6 Mall
       Location:                        N/S Route 6
       City:                            Honesdale
       County:                          Wayne
       State/Zip:                       Pennsylvania
       Assessors Parcel No(s):          N/A
       Atlas Reference:                 N/A

Physical Data
       Type:                            Community
       Gross Leaseable Area:            144,229 SF
       Year Built:                      1978
       Exterior Walls:                  Brick Veneer
       Condition:                       Average
       Anchor Tenant:                   K-Mart
       Parking:                         Adequate

Lease Data
       Occupancy:
          Local:                        100%
          Overall:                      100%
       Typical Size:                    2,000 SF
       Term:                            3-5  years
       Base Rent Per Square Foot:       $5.50-$15.50
       Rent Escalations:                Various
       Basis:                           N/A
       Expense Pass-Through:            CAM. Tax, Insur
       Free Rent (months):              Minimal
       Tenant Improvement:              Minimal
       Leasing Agent:                   N/A
       Phone No.:                       (   )   -
       Survey Date:                     N/A

Recent Leases
================================================================================
          Size              Rent     TI     Free Rent                 Terms
Date      (SF)    Tenant    (PSF)   (PSF)   (Months)    Escalations   (Yrs)
================================================================================
3/95     119,229  K-Mart    $5.77    N/A     None       Flat           25.00

================================================================================

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                         RETAIL RENT COMPARABLES
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years and includes a percentage rent clause on 1.0% over $20.0 million. Construction quality is average and typical of other retail centers in the area.



--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                         RETAIL RENT COMPARABLES
================================================================================

Location Data
       Property Name:                   Bradford Towne Centre
       Location:                        N/S Route 6
       City:                            Wysox
       County:                          Bradford
       State/Zip:                       Pennsylvania
       Assessors Parcel No(s):          N/A
       Atlas Reference:                 N/A

Physical Data
       Type:                            Community
       Gross Leaseable Area:            119,481 SF
       Year Built:                      1972
       Exterior Walls:                  Brick Veneer
       Condition:                       Average
       Anchor Tenant:                   K-Mart
       Parking:                         Adequate

Lease Data
       Occupancy:
          Local:                        100%
          Overall:                      100%
       Typical Size:                    2,000 SF
       Term:                            3-5 years
       Base Rent Per Square Foot:       $5.50-$15.50
       Rent Escalations:                Various
       Basis:                           N/A
       Expense Pass-Through:            CAM, Tax, Insur
       Free Rent (months):              Minimal
       Tenant Improvement:              Minimal
       Leasing Agent:                   N/A
       Phone No.:                       (   )   -
       Survey Date:                     N/A

Recent Leases
================================================================================
          Size              Rent     TI     Free Rent                 Terms
Date      (SF)    Tenant    (PSF)   (PSF)   (Months)    Escalations   (Yrs)
================================================================================
7/94     94,481   K-Mart    $5.00     N/A    None       Flat          25.00


================================================================================

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                         RETAIL RENT COMPARABLES
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years and includes a percentage rent clause on 1.0% over $16.875 million. Construction quality is average and typical of other retail centers in the area.



--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                         RETAIL RENT COMPARABLES
================================================================================

Location Data
       Property Name:                   Builder's Square Shopping Center
       Location:                        Cetronia Road
       City:                            Whitehall
       County:                          Lehigh
       State/Zip:                       Pennsylvania
       Assessors Parcel No(s):          N/A
       Atlas Reference:                 N/A

Physical Data
       Type:                            Community
       Gross Leaseable Area:            106,400 SF
       Year Built:                      1994
       Exterior Walls:                  Brick Veneer
       Condition:                       Good
       Anchor Tenant:                   Builder's Square
       Parking:                         Adequate

Lease Data
       Occupancy:
          Local:                        100%
          Overall:                      100%
       Typical Size:                    2,000 SF
       Term:                            3-5 years
       Base Rent Per Square Foot:       $5.50-$15.50
       Rent Escalations:                Various
       Basis:                           N/A
       Expense Pass-Through:            CAM, Tax, Insur
       Free Rent (months):              Minimal
       Tenant Improvement:              Minimal
       Leasing Agent:                   N/A
       Phone No.:                       (   )   -
       Survey Date:                     N/A

Recent Leases
================================================================================
         Size                     Rent     TI     Free Rent               Terms
Date     (SF)     Tenant           (PSF)   (PSF)   (Months)   Escalations  (Yrs)
================================================================================
3/94    106,400   Builder's Square $10.05   N/A      None     Flat         25.00

================================================================================

--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                         RETAIL RENT COMPARABLES
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years. Construction quality is good and typical of other retail centers in the area.



--------------------------------------------------------------------------------
                                 CB COMMERCIAL

================================================================================
                                      ADDENDUM E STRATEGIC MAPPING, INC. REPORTS
--------------------------------------------------------------------------------

                                   ADDENDUM E
                         STRATEGIC MAPPING, INC. REPORTS

--------------------------------------------------------------------------------

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 1 of 9
Area 1 = Shamokin Dam, PA 5 Mile Radius                                   6/8/96
Area 2 = Shamokin Dam, PA 10 Mile Radius
Area 3 = Shamokin Dam, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                 Area 1       Area 2      Area 3
--------------------------------------------------------------------------------

1995 Socio-Economic Measure:                    34          38           33

1995 Employment:                             9,434      15,635       32,461

Population:
   2000 Projection                          34,318      68,638      145,361
   1995 Estimate                            34,166      67,676      142,592
   1990 Census                              34,201      67,007      140,468
   1990 - 1995 % Change (Growth)             -0.1%        1.0%         1.5%

   1990 Group Quarters Population            1,827       6,108        9,398

1995 % Population by Race:
   White                                     98.4%       98.0%        98.0%
   Black                                      0.5%        0.9%         1.1%
   American Indian, Eskimo & Aleut            0.1%        0.1%         0.1%
   Asian or Pacific Islander                  0.4%        0.6%         0.5%
   Other                                      0.6%        0.4%         0.3%

   Hispanic                                   1.1%        1.2%         1.2%

1990 % Population by Race:
   White                                     98.7%       98.3%        98.2%
   Black                                      0.5%        0.8%         1.0%
   American Indian, Eskimo & Aleut            0.1%        0.1%         0.1%
   Asian or Pacific Islander                  0.3%        0.5%         0.4%
   Other                                      0.4%        0.3%         0.3%

   Hispanic                                   1.0%        1.0%         0.9%

1995 % Population by Sex:
   Male                                      47.2%       48.6%        48.5%
   Female                                    52.8%       51.4%        51.5%

1990 % Population by Sex:
   Male                                      47.1%       48.6%        48.6%
   Female                                    52.8%       51.4%        51.4%

2000 Pop per Square Mile (Pop Density)       360.9       229.9        204.8
1995 Pop per Square Mile (Pop Density)       359.3       226.7        200.9
1990 Pop per Square Mile (Pop Density)       359.6       224.5        197.9

Area (Square Miles)                           95.1       298.5        709.8
Area (Square Kilometers)                     246.3       773.1      1,838.4

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 2 of 9
Area 1 = Shamokin Dam, PA 5 Mile Radius                                   6/8/96
Area 2 = Shamokin Dam, PA 10 Mile Radius
Area 3 = Shamokin Dam, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                 Area 1       Area 2      Area 3
--------------------------------------------------------------------------------

Households:
     2000 Projection                        13,279       24,949      54,151
     1995 Estimate                          13,191       24,515      52,899
     1990 Census                            13,187       24,217      51,970
     1990 - 1995 % Change (Growth)            0.0%         1.2%        1.8%

2000 Average Household Size                   2.45         2.51        2.51
1995 Average Household Size                   2.45         2.51        2.52
1990 Average Household Size                   2.45         2.51        2.52

2000 Per Capita Income                     $17,384       18,540      17,607
1995 Per Capita Income                     $14,559       15,399      14,651
1990 Per Capita Income                     $12,138       12,638      12,015

2000 Median Family Income                  $42,781       45,059      42,617
1995 Median Family Income                  $36,282       38,010      36,032
1990 Median Family Income                  $30,645       31,873      30,308

2000 Median Household Income               $34,138       36,769      34,968
1995 Median Household Income               $28,952       31,017      29,565
1990 Median Household Income               $24,454       26,009      24,868

2000 Average Household Income              $42,533       46,467      44,209
1995 Average Household Income              $35,692       38,673      36,889
1990 Average Household Income              $29,732       31,882      30,423

1995 % Household Income:
     $ 0- $9,999                             13.6%        12.0%       13.5%
     $ 10,000 - $ 14,999                     10.6%         9.5%       10.0%
     $ 15,000 - $ 24,999                     18.6%        17.9%       18.0%
     $ 25,000 - $ 34,999                     16.7%        16.8%       17.3%
     $ 35,000 - $ 49,999                     20.9%        20.7%       20.0%
     $ 50,000 - $ 74,999                     13.3%        14.9%       14.0%
     $ 75,000 - $ 99,999                      3.1%         4.1%        3.7%
     $ 100,000 - $ 149,999                    1.7%         2.4%        2.1%
     $ 150,000 +                              1.4%         1.7%        1.3%


Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 3 of 9
Area 1 = Shamokin Dam, PA 5 Mile Radius                                   6/8/96
Area 2 = Shamokin Dam, PA 10 Mile Radius
Area 3 = Shamokin Dam, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                 Area 1       Area 2      Area 3
--------------------------------------------------------------------------------

1990 % Household Income:
     $ 0 - $ 9,999                           17.7%        15.6%       17.5%
     $ 10,000 - $ 14,999                     12.1%        11.0%       11.4%
     $ 15,000 - $ 24,999                     21.2%        21.2%       21.4%
     $ 25,000 - $ 34,999                     18.5%        18.3%       18.7%
     $ 35,000 - $ 49,999                     18.1%        18.7%       17.5%
     $ 50,000 - $ 74,999                      8.5%        10.2%        9.5%
     $ 75,000 - $ 99,999                      1.7%         2.5%        2.1%
     $ 100,000 - $ 149,999                    1.1%         1.3%        1.1%
     $ 150,000 +                              0.9%         1.1%        0.9%

1995 % Population by Age:
     0-5                                      7.7%         7.4%        7.7%
     6-13                                    10.2%         9.8%       10.3%
     14-17                                    5.1%         6.0%        5.5%
     18-20                                    4.6%         5.7%        4.9%
     21-24                                    5.9%         7.5%        6.2%
     25-34                                   14.0%        13.2%       13.4%
     35-44                                   15.1%        14.7%       14.7%
     45-54                                   11.7%        11.5%       11.5%
     55-64                                    8.8%         8.7%        9.1%
     65-74                                    8.9%         8.4%        9.0%
     75-84                                    5.9%         5.2%        5.8%
     85 +                                     2.2%         1.9%        1.9%
     Median Age Total Population              36.7         35.3        36.3
     Median Age Adult Population              44.4         43.1        44.3

1990 % Population by Age:
     0-5                                      7.8%         7.6%        7.9%
     6-13                                     9.9%         9.7%       10.3%
     14-17                                    5.1%         4.9%        5.2%
     18-20                                    5.2%         7.6%        5.5%
     21-24                                    6.1%         7.2%        6.0%
     25-34                                   15.3%        14.5%       14.9%
     35-44                                   14.3%        14.3%       14.4%
     45-54                                   10.4%        10.3%       10.4%
     55-64                                    9.4%         9.2%        9.5%
     65-74                                    9.0%         8.2%        8.9%
     75-84                                    5.5%         4.9%        5.4%
     85 +                                     1.9%         1.6%        1.7%
     Median Age Total Population              35.4         34.0        35.2
     Median Age Adult Population              43.3         41.5        43.2


Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 4 of 9
Area 1 = Shamokin Dam, PA 5 Mile Radius                                   6/8/96
Area 2 = Shamokin Dam, PA 10 Mile Radius
Area 3 = Shamokin Dam, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                 Area 1       Area 2      Area 3
--------------------------------------------------------------------------------

1995 % Female Population by Age:
     0-5                                      7.1%         7.0%        7.2%
     6-13                                     9.6%         9.3%        9.6%
     14-17                                    4.9%         5.8%        5.2%
     18-20                                    4.4%         5.4%        4.6%
     21-24                                    5.4%         6.8%        5.8%
     25-34                                   13.4%        12.8%       12.8%
     35-44                                   14.6%        14.3%       14.2%
     45-54                                   11.3%        11.3%       11.1%
     55-64                                    8.9%         8.9%        9.4%
     65-74                                    9.9%         9.3%       10.0%
     75-84                                    7.3%         6.4%        7.3%
     85 +                                     3.2%         2.7%        2.8%
     Female Median Age Total Population       38.4         37.0        38.3
     Female Median Age Adult Population       46.1         44.8        46.4

1990 % Female Population by Age:
     0-5                                      7.3%         7.1%        7.3%
     6-13                                     9.5%         9.4%        9.7%
     14-17                                    4.9%         4.8%        4.9%
     18-20                                    4.9%         7.1%        5.3%
     21-24                                    5.7%         6.7%        5.7%
     25-34                                   14.7%        14.1%       14.3%
     35-44                                   13.6%        13.8%       13.6%
     45-54                                   10.1%        10.2%       10.1%
     55-64                                    9.5%         9.4%        9.8%
     65-74                                   10.0%         9.1%       10.0%
     75-84                                    6.9%         6.1%        6.8%
     85 +                                     2.7%         2.3%        2.4%
     Female Median Age Total Population       37.0         35.6        36.9
     Female Median Age Adult Population       45.2         43.2        45.2

1990 % Hispanic Population by Type:
     Not of Hispanic Origin                  99.0%        99.0%       99.1%
     Mexican                                  0.1%         0.1%        0.1%
     Puerto Rican                             0.7%         0.5%        0.4%
     Cuban                                    0.0%         0.1%        0.2%
     Other Hispanic                           0.2%         0.3%        0.3%


Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 5 of 9
Area 1 = Shamokin Dam, PA 5 Mile Radius                                  6/8/96
Area 2 = Shamokin Dam, PA 10 Mile Radius
Area 3 = Shamokin Dam, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                 Area 1       Area 2      Area 3
--------------------------------------------------------------------------------

1990 % Population Enrolled in School
  (Age 3 & Over):

    Preprimary School                         6.9%         5.9%        6.8%
    Elementary and High School               68.6%        56.5%       66.3%
    College                                  24.5%        37.6%       26.9%

    Total School Enrollment                  7,234       16,851      31,891

1990 % Educational Attainment
  (Age 25 & Over):

    Less than Grade 9                        11.2%        12.1%       13.1%
    Grade 9-12 (No Diploma)                  15.7%        15.0%       16.4%
    High School Graduate or Equivalency      47.6%        44.6%       44.4%
    Some College (No Degree)                  9.6%         9.4%        8.9%
    Associate Degree                          3.3%         3.8%        4.2%
    Bachelor Degree                           7.7%         8.5%        7.4%
    Graduate or Professional Degree           4.8%         6.7%        5.6%

1990 % Employment Status:

    Total Labor Force:
         Armed Forces                         0.1%         0.2%        0.1%
         Civilian:
           Employed                          58.6%        57.5%       56.1%
           Unemployed                         3.2%         2.9%        3.3%
    Not In Labor Force                       38.1%        39.4%       40.5%

    Female Labor Force:
         Armed Forces                         0.0%         0.0%        0.0%
         Civilian:
           Employed                          49.9%        49.7%       47.9%
           Unemployed                         2.8%         2.8%        3.0%
    Not In Labor Force                       47.3%        47.5%       49.1%

1990 % Working Mothers:

    Child <6 Only                            16.6%        16.6%       16.3%
    Child 6-17 Only                          41.3%        40.6%       40.6%
    Child <6 & 6-17                          12.4%        12.1%       11.6%
    Nonworking Mothers                       29.8%        30.7%       31.5%

    Total Mothers                            4,151        7,722      16,685


Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 6 of 9
Area 1 = Shamokin Dam, PA 5 Mile Radius                                   6/8/96
Area 2 = Shamokin Dam, PA 10 Mile Radius
Area 3 = Shamokin Dam, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                 Area 1       Area 2      Area 3
--------------------------------------------------------------------------------

1990 % Industry Employment:
      Agriculture/Forestry/Fishing            1.5%         2.8%        3.5%
      Mining                                  0.2%         0.3%        0.4%
      Construction                            5.0%         5.5%        6.0%
      Manufacturing:
        Nondurable Goods                     10.1%        10.3%       11.8%
        Durable Goods                        13.0%        13.2%       13.5%
      Transportation                          3.3%         3.4%        3.2%
      Communications & Public Utilities       2.4%         2.1%        2.1%
      Wholesale Trade                         3.5%         3.1%        3.0%
      Retail Trade                           23.0%        19.3%       17.3%
      Finance/Insurance/Real Estate           3.8%         3.7%        3.4%
      Services:
        Business & Repair                     2.0%         2.2%        2.4%
        Personal                              2.7%         2.3%        2.2%
        Entertainment & Recreation            1.0%         1.0%        0.8%
        Health                               10.5%        10.1%       12.4%
        Educational                           9.6%        12.6%        9.7%
        Other Professional & Related          4.7%         4.8%        4.5%
      Public Administration                   3.7%         3.6%        3.9%
      Total                                 16,020       30,964      62,480

1990 % Occupation:
     Executive & Managerial                   7.4%         8.2%        7.3%
     Professional Specialty                  10.9%        12.5%       12.1%
     Technical Support                        2.8%         3.1%        3.3%
     Sales                                   11.7%        10.2%        9.1%
     Administrative Support                  14.5%        14.6%       13.6%
     Service: Private Household               0.1%         0.2%        0.2%
     Service: Protective                      1.8%         1.8%        1.8%
     Service: Other                          15.1%        13.1%       13.3%
     Farming, Forestry & Fishing              1.4%         2.7%        3.2%
     Precision Production, Craft & Repair    10.4%        10.7%       11.5%
     Machine Operator, Assemblers &
        Inspectors                           10.4%        10.2%       11.6%
     Transportation & Material Moving         4.4%         4.7%        4.9%
     Laborers                                 9.2%         8.1%        8.3%

     White Collar Total                      47.3%        48.6%       45.3%
     Blue Collar Total                       34.4%        33.7%       36.2%

     Total Employed                         16,019       30,966      62,488

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 7 of 9
Area 1 = Shamokin Dam, PA 5 Mile Radius                                   6/8/96
Area 2 = Shamokin Dam, PA 10 Mile Radius
Area 3 = Shamokin Dam, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                 Area 1       Area 2      Area 3
--------------------------------------------------------------------------------

1990 % Marital Status:
      Total Male:                           12,887       26,245      54,128
         Never Married                       27.6%        31.8%       28.5%
         Married                             60.9%        58.0%       60.2%
         Separated                            1.8%         1.6%        1.8%
         Widowed                              3.2%         2.9%        3.3%
         Divorced                             6.4%         5.8%        6.2%

      Total Female:                         14,852       28,402      59,107
         Never Married                       21.7%        24.9%       22.3%
         Married                             52.7%        52.8%       54.0%
         Separated                            2.0%         1.7%        1.8%
         Widowed                             15.3%        13.4%       14.8%
         Divorced                             8.3%         7.1%        7.1%

1990 Households by Type:
     One Person Households                   3,516        6,012      13,260
     Two or more Person Households:
         Family Households:
           Married Couple                    7,602       14,602      31,005
           Male Householder                    341          636       1,502
           Female Householder                1,192        1,937       4,384
         Nonfamily Households                  538        1,034       1,826

1990 Family Households With Children
      Married Couple Family                  3,446        6,630      14,156
      Male Householder                         177          335         774
      Female Householder                       741        1,195       2,600

1990 Population by Household Type:
     Family Households                      27,610       52,375     113,457
     Nonfamily Households                    4,756        8,527      17,613

1990 Households With:
     Children Under 18                       4,413        8,254      17,739
     Persons Over 65                         3,898        6,773      15,341
     Householder Over 65                     3,616        6,259      14,185

1990 Average Family Size                      2.99         3.01        3.04

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 8 of 9
Area 1 = Shamokin Dam, PA 5 Mile Radius                                   6/8/96
Area 2 = Shamokin Dam, PA 10 Mile Radius
Area 3 = Shamokin Dam, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                 Area 1       Area 2      Area 3
--------------------------------------------------------------------------------

1990 Median Home Value                   $  54,766       59,255      53,577
1990 Average Home Value                  $  61,602       67,896      60,346
1990 Median Contract Rent                $     234          244         231
1990 Average Contract Rent               $     238          253         238

1990 Persons In Unit:
      1 Person Units                         3,516        6,012      13,260
      2 Person Units                         4,417        8,215      17,354
      3 Person Units                         2,356        4,363       9,113
      4+ Person Units                        2,901        5,631      12,249

1990 Housing Unit Counts:
     Total Units                            13,979       25,617      55,352
      % Occupied                             94.3%        94.5%       93.9%
      % Vacant                                5.7%         5.5%        6.1%
      % Year Round                            4.6%         4.3%        5.1%
      % Seasonal                              1.0%         1.1%        1.1%
     Occupied Units                         13,187       24,217      51,970
      % Owner Occupied                       65.6%        70.4%       71.8%
      % Renter Occupied                      34.4%        29.5%       28.2%
     Vacant Units                              792        1,400       3,382
      % Year Round of Vacant Units           82.1%        79.2%       82.9%
      % Seasonal of Vacant Units             17.9%        20.7%       17.2%

1990 Total Housing Units in Structure       13,979       25,617      55,352
     1, Detached                             57.0%        62.1%       59.3%
     1, Attached                             14.8%        10.7%       15.1%
     2,                                       7.0%         5.7%        5.2%
     3-9                                      8.6%         7.9%        7.7%
     10-49                                    2.4%         2.0%        2.0%
     50+                                      3.5%         2.2%        1.8%
     Mobile Home or Trailer                   4.7%         7.6%        7.1%
     Other                                    2.1%         1.8%        1.7%

1990 Housing Units by Year Built             8,631       17,083      37,259
     Built 1985 to March, 1990                7.0%         8.0%        7.4%
     Built 1980 to 1984                       4.9%         6.0%        5.6%
     Built 1970 to 1979                      17.2%        19.8%       18.7%
     Built 1960 to 1969                      12.1%        12.9%       11.2%
     Built l950 to 1959                      12.4%        11.3%        9.9%
     Built 1949 or Earlier                   46.5%        42.1%       47.3%


Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 9 of 9
Area 1 = Shamokin Dam, PA 5 Mile Radius                                   6/8/96
Area 2 = Shamokin Dam, PA 10 Mile Radius
Area 3 = Shamokin Dam, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                 Area 1       Area 2      Area 3
--------------------------------------------------------------------------------

1990 % Means of Transportation to Work:
     Car, Truck or Van:
         Drove Alone                         74.9%        73.6%       73.0%
         Carpooled                           13.5%        12.7%       14.2%
     Public Transportation                    0.2%         0.2%        0.3%
     Other Means                              8.8%         9.7%        8.5%
     Worked at Home                           2.6%         3.9%        4.1%

1990 % Travel Time to Work:
     0 - 14 Minutes                          47.9%        47.1%       46.7%
     15 - 29 Minutes                         39.7%        38.6%       36.6%
     30 - 59 Minutes                         10.2%        11.8%       13.4%
     60 - 89 Minutes                          1.7%         1.9%        2.5%
     90 + Minutes                             0.6%         0.6%        0.9%

1990 Households by Number of Vehicles:
     1 Vehicle                               4,845        8,265      17,654
     2 Vehicles                              4,865        9,699      20,143
     3 Vehicles                              1,331        2,825       5,891
     4 Vehicles                                466          883       1,680
     5 or More Vehicles                        105          279         541


Area defined by Circle: (40.8544,76.8122): 5 mile(s)
Area defined by Circle: (40.8544,76.8122): 10 mile(s)
Area defined by Circle: (40.8544,76.8122): 15 mile(s)

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
Shamokin Dam, PA 5 Mile Radius                                            6/8/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 91.9

--------------------------------- Demographics ---------------------------------
                   Total       Total   Household   Average  Median HH
              Population  Households  Population   HH Size     Income
      1995        34,166      13,191      32,338      2.45   $ 28,952
      2000        34,318      13,279      32,490      2.45   $ 34,138

----------------------------- Expenditure Potential ----------------------------
                                      1995
                             Area Yearly Growth Rate
                             Per Household    1.65%
                                Total         1.78%

------------------------ Retail Support Potential (000) ------------------------
                               1995: 1,300 sq. ft.

--------------------------------------------------------------------------------
Product Potential               1995    2000   1995   2000       Yearly  Bench-
Within Shopping Center/        Total   Total  $ Per  $ Per  Growth Rate    mark
  Total Retail                ($000)  ($000)    HH     HH       Total $   Index

Apparel Store                  9,907  11,110    751    837       2.32%     83.0
Appliance Store                1,120     962     85     72      -2.99%     86.7
Auto-Aftermarket Store        23,819  24,834  1,806  1,870       0.84%     91.2
Convenience Store             12,991  13,416    985  1,010       0.65%     96.1
Dept. Store                   10,616  11,558    805    870       1.71%     83.4
Drug Store                    12,366  15,445    937  1,163       4.55%    103.9
Electronics Store              4,161   5,493    315    414       5.71%     84.4
Fast Food Restaurant Store     9,071   8,120    688    611      -2.19%     90.1
Full Serv Restaurant Store     8,766   7,771    665    585      -2.38%     88.6
Furniture Store                3,527   3,321    267    250      -1.20%     77.6
Grocery Store                 49,158  55,369  3,727  4,170       2.41%     98.8
Hardware Store                 2,398   2,574    182    194       1.43%     90.6
Home Centers Store            12,278  14,286    931  1,076       3.07%     92.6
Jewelry Store                  1,501   1,555    114    117       0.70%     79.7
Liquor Store                   1,961   1,760    149    133      -2.13%     88.6
Mass Merchandiser Store       15,949  17,873  1,209  1,346       2.30%     87.7
Photo Store                      251     249     19     19      -0.18%     85.1
Shoe Store                     2,138   2,538    162    191       3.49%     85.0
Sporting Goods Store           2,542   2,963    193    223       3.12%     82.6
Toy Store                      1,221   1,156     93     87      -1.08%     85.2
Variety Store                    888   1,008     67     76       2.56%     88.4

Area defined by Circle: (40.8544,76.8122): 5 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
Shamokin Dam, PA 5 Mile Radius                                            6/8/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential               1995    2000    1995    2000       Yearly Bench-
Within Shopping Center/        Total   Total   $ Per   $ Per  Growth Rate   mark
  Total Retail                ($000)  ($000)     HH      HH       Total $  Index

Video Store                      869    1,479      66     111      11.24%   91.8
                            --------  -------  ------  ------
Total Shopping Center        187,498  204,840  14,214  15,425

All Other Stores             143,811  157,112  10,902  11,832

Total Retail                 331,309  361,952  25,116  27,257


Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.8544,76.8122): 5 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
Shamokin Dam, PA 10 Mile Radius                                           6/8/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 96.9

--------------------------------- Demographics ---------------------------------
                   Total       Total   Household   Average  Median HH
              Population  Households  Population   HH Size     Income
      1995        67,676      24,515      61,568      2.51    $31,017
      2000        68,638      24,949      62,530      2.51    $36,769

----------------------------- Expenditure Potential ----------------------------
                                      1995
                             Area Yearly Growth Rate
                             Per Household    1.68%
                                Total         2.04%

------------------------ Retail Support Potential (000) ------------------------
                               1995: 2,548 sq. ft.

--------------------------------------------------------------------------------
Product Potential               1995    2000    1995    2000       Yearly Bench-
Within Shopping Center/        Total   Total   $ Per   $ Per  Growth Rate   mark
  Total Retail                ($000)  ($000)     HH      HH       Total $  Index

Apparel Store                 19,900   22,656    812     908        2.63%   89.7
Appliance Store                2,178    1,898     89      76       -2.72%   90.7
Auto-Aftermarket Store        46,675   49,285  1,904   1,975        1.09%   96.2
Convenience Store             25,007   26,126  1,020   1,047        0.88%   99.6
Dept. Store                   21,268   23,506    868     942        2.02%   89.9
Drug Store                    23,595   29,831    962   1,196        4.80%  106.7
Electronics Store              8,271   11,031    337     442        5.93%   90.3
Fast Food Restaurant Store    17,880   16,228    729     650       -1.92%   95.5
Full Serv Restaurant Store    17,266   15,519    704     622       -2.11%   93.9
Furniture Store                7,252    6,964    296     279       -0.81%   85.8
Grocery Store                 94,434  107,541  3,852   4,310        2.63%  102.2
Hardware Store                 4,775    5,190    195     208        1.68%   97.1
Home Centers Store            24,740   29,103  1,009   1,166        3.30%  100.4
Jewelry Store                  3,067    3,228    125     129        1.03%   87.6
Liquor Store                   3,787    3,436    154     138       -1.92%   92.1
Mass Merchandiser Store       31,586   35,890  1,288   1,439        2.59%   93.4
Photo Store                      505      507     21      20        0.05%   92.2
Shoe Store                     4,318    5,196    176     208        3.77%   92.4
Sporting Goods Store           5,145    6,075    210     244        3.38%   89.9
Toy Store                      2,417    2,324     99      93       -0.78%   90.7
Variety Store                  1,749    2,013     71      81        2.85%   93.6

Area defined by Circle: (40.8544,76.8122): 10 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
Shamokin Dam, PA 10 Mile Radius                                           6/8/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential               1995    2000    1995    2000       Yearly Bench-
Within Shopping Center/        Total   Total   $ Per   $ Per  Growth Rate   mark
  Total Retail                ($000)  ($000)     HH      HH       Total $  Index

Video Store                   1,718    2,956      70      118      11.47%   97.7
                            --------  -------  ------  ------
Total Shopping Center       367,532   406,501  14,992  16,293

All Other Stores            281,897   311,786  11,499  12,497

Total Retail                649,429   718,287  26,491  28,790


Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.8544,76.8122): 10 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
Shamokin Dam, PA 15 Mile Radius                                           6/8/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 94.1

--------------------------------- Demographics ---------------------------------

                   Total       Total   Household   Average  Median HH
              Population  Households  Population   HH Size     Income
      1995       142,592      52,899     133,194    2.52      $29,565
      2000       145,361      54,151     135,963    2.51      $34,968

----------------------------- Expenditure Potential ----------------------------
                                      1995
                             Area Yearly Growth Rate
                             Per Household    1.67%
                                Total         2.15%

------------------------ Retail Support Potential (000) ------------------------
                               1995: 5,340 sq. ft.

--------------------------------------------------------------------------------
Product Potential               1995    2000    1995    2000       Yearly Bench-
Within Shopping Center/        Total   Total   $ Per   $ Per  Growth Rate   mark
  Total Retail                ($000)  ($000)     HH      HH       Total $  Index

Apparel Store                 40,633   46,453    768     858       2.71%    84.8
Appliance Store                4,590    4,010     87      74      -2.67%    88.6
Auto-Aftermarket Store        96,928  102,845  1,832   1,899       1.19%    92.6
Convenience Store             52,788   55,416    998   1,023       0.98%    97.4
Dept. Store                   43,744   48,555    827     897       2.11%    85.7
Drug Store                    51,066   64,876    965   1,198       4.90%   107.1
Electronics Store             17,210   23,037    325     425       6.01%    87.1
Fast Food Restaurant Store    37,024   33,754    700     623      -1.83%    91.6
Full Serv Restaurant Store    35,677   32,223    674     595      -2.02%    89.8
Furniture Store               14,840   14,311    281     264      -0.72%    81.4
Grocery Store                201,210  230,421  3,804   4,255       2.75%   100.9
Hardware Store                10,137   11,071    192     204       1.78%    95.6
Home Centers Store            51,861   61,352    980   1,133       3.42%    97.6
Jewelry Store                  6,207    6,567    117     121       1.13%    82.1
Liquor Store                   7,964    7,261    151     134      -1.83%    89.6
Mass Merchandiser Store       65,625   74,923  1,241   1,384       2.69%    89.9
Photo Store                    1,042    1,050     20      19       0.15%    88.1
Shoe Store                     8,803   10,646    166     197       3.88%    87.3
Sporting Goods Store          10,527   12,511    199     231       3.51%    85.3
Toy Store                      5,076    4,899     96      90      -0.71%    88.3
Variety Store                  3,645    4,215     69      78       2.95%    90.4

Area defined by Circle: (40.8544,76.8122): 15 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
Shamokin Dam, PA 15 Mile Radius                                           6/8/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential            1995     2000     1995    2000       Yearly  Bench-
Within Shopping Center/     Total    Total    $ Per   $ Per   Growth Rate   mark
  Total Retail             ($000)   ($000)      HH      HH        Total $  Index

Video Store                 3,541      6,134      67     113      11.62%    93.4
                         --------    -------  ------  ------
Total Shopping Center     770,139    856,529  14,559  15,817

All Other Stores          590,696    656,958  11,166  12,132

Total Retail            1,360,835  1,513,487  25,725  27,949


Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.8544,76.8122): 15 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                Profile Report

CBC - C1750-41                                                       Page 1 of 4
Area 1 = Shamokin Dam, PA 5 Mile Radius                                   6/8/96
Area 2 = Shamokin Dam, PA 10 Mile Radius
Area 3 = Shamokin Dam, PA 15 Mile Radius


Description                                 Area 1       Area 2      Area 3

Population:
   2000 Projection                          34,318       68,638     145,361
   1995 Estimate                            34,166       67,676     142,592
   1990 Census                              34,201       67,007     140,468
   1980 Census                              32,255       64,848     135,971
   Percent Change, 1980 - 1990                 6.0          3.3         3.3
   Percent Change, 1990 - 1995                -0.1          1.0         1.5

1995 Population by Race:
   % White                                    98.4         98.0        98.0
   % Black                                     0.5          0.9         1.1
   % American Indian                           0.1          0.1         0.1
   % Asian                                     0.4          0.6         0.5
   % Other                                     0.6          0.4         0.3
   % Hispanic                                  1.1          1.2         1.2

1995 Population by Age:
   % 0-5                                       7.7          7.4         7.7
   % 6-13                                     10.2          9.8        10.3
   % 14-17                                     5.1          6.0         5.5
   % 18-20                                     4.6          5.7         4.9
   % 21-24                                     5.9          7.5         6.2
   % 25-34                                    14.0         13.2        13.4
   % 35-44                                    15.1         14.7        14.7
   % 45-54                                    11.7         11.5        11.5
   % 55-64                                     8.8          8.7         9.1
   % 65-74                                     8.9          8.4         9.0
   % 75-84                                     5.9          5.2         5.8
   % 85+                                       2.2          1.9         1.9
   Median Age Total Population                36.7         35.3        36.3
   Median Age Adult Population                44.4         43.1        44.3

Households:
   2000 Projection                          13,279       24,949      54,151
   1995 Estimate                            13,191       24,515      52,899
   1990 Census                              13,187       24,217      51,970
   1980 Census                              11,862       21,974      47,200
   Percent Change, 1980 - 1990                11.2         10.2        10.1
   Percent Change, 1990 - 1995                 0.0          1.2         1.8

1990 Household Population                   32,366       60,902     131,070
1990 Households w/ Children under 18         4,413        8,254      17,739
1990 Households w/ Persons over 65           3,898        6,773      15,341


Area defined by Circle: (40.8544,76.8122): 5 mile(s)
Area defined by Circle: (40.8544,76.8122): 10 mile(s)
Area defined by Circle: (40.8544,76.8122): 15 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                Profile Report

CBC - C1750-41                                                       Page 2 of 4
Area 1 = Shamokin Dam, PA 5 Mile Radius                                   6/8/96
Area 2 = Shamokin Dam, PA 10 Mile Radius
Area 3 = Shamokin Dam, PA 15 Mile Radius


Description                                 Area 1       Area 2      Area 3

1990 Family Population                       27,610       52,375    113,457
1990 Nonfamily Population                     4,756        8,527     17,613
1990 Group Quarters Population                1,827        6,108      9,398

1990 Average Household Size                    2.45         2.51       2.52
1990 Average Family Size                       2.99         3.01       3.04
1990 Family Households                        9,135       17,175     36,891
1990 Nonfamily Households                     4,050        7,045     15,086

1995 Household Income:
   % $0- $9,999                                13.6         12.0       13.5
   % $10,000-$14,999                           10.6          9.5       10.0
   % $l5,000-$24,999                           18.6         17.9       18.0
   % $25,000-$34,999                           16.7         16.8       17.3
   % $35,000-$49,999                           20.9         20.7       20.0
   % $50,000-$74,999                           13.3         14.9       14.0
   % $75,000-$99,999                            3.1          4.1        3.7
   % $100,000-$149,999                          1.7          2.4        2.1
   % $150,000 +                                 1.4          1.7        1.3

2000 Median Household Income                $34,138      $36,769    $34,968
1995 Median Household Income                $28,952      $31,017    $29,565
1990 Median Household Income                $24,454      $26,009    $24,868

2000 Average Household Income               $42,533      $46,467    $44,209
1995 Average Household Income               $35,692      $38,673    $36,889
1990 Average Household Income               $29,732      $31,882    $30,423

2000 Per Capita Income                      $17,384      $18,540    $17,607
1995 Per Capita Income                      $14,559      $15,399    $14,651
1990 Per Capita Income                      $12,138      $12,638    $12,015

2000 Median Family Income                   $42,781      $45,059    $42,617
1995 Median Family Income                   $36,282      $38,010    $36,032
1990 Median Family Income                   $30,645      $31,873    $30,308

1990 Average Family Income                  $35,128      $37,326    $35,696

Area defined by Circle: (40.8544,76.8122): 5 mile(s)
Area defined by Circle: (40.8544,76.8122): 10 mile(s)
Area defined by Circle: (40.8544,76.8122): 15 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                Profile Report

CBC - C1750-41                                                       Page 3 of 4
Area 1 = Shamokin Dam, PA 5 Mile Radius                                   6/8/96
Area 2 = Shamokin Dam, PA 10 Mile Radius
Area 3 = Shamokin Dam, PA 15 Mile Radius


Description                                 Area 1       Area 2      Area 3


1990 Housing Unit Counts:
     Total Units                            13,979        25,617      55,352
      Occupied Units                        13,187        24,217      51,970
        Owner Occupied                       8,654        17,060      37,298
        Renter Occupied                      4,533         7,156      14,675
      Vacant Units                             792         1,400       3,382
        Year Round                             650         1,109       2,804
        Seasonal                               142           290         583

1990 Housing Unit Percents:
   % Occupied of Total Units                  94.3          94.5        93.9
     % Owner Units of Occupied Units          65.6          70.4        71.8
     % Renter Units of Occupied Units         34.4          29.5        28.2
   % Vacant of Total Units                     5.7           5.5         6.1
     % Year Round of Vacant Units             82.1          79.2        82.9
     % Seasonal of Vacant Units               17.9          20.7        17.2
   % Condominiums of Total Units               0.6           0.5         0.6

1990 Condominiums:
   Total Condominium Units                      81           121         358
      % Owner Occupied                         9.9          13.2        23.2
      % Renter Occupied                       90.1          86.8        69.8
      % Vacant                                 0.0           0.0         7.0

1990 Units in Structure:
   % 1, Detached                              57.0          62.1        59.3
   % 1, Attached                              14.8          10.7        15.1
   % 2                                         7.0           5.7         5.2
   % 3-9                                       8.6           7.9         7.7
   % 10-49                                     2.4           2.0         2.0
   % 50+                                       3.5           2.2         1.8
   % Mobile Homes                              4.7           7.6         7.1
   % Other                                     2.1           1.8         1.7

1990 Median Home Value                     $54,766       $59,255     $53,577
1990 Median Contract Rent                     $234          $244        $231

Area defined by Circle: (40.8544,76.8122): 5 mile(s)
Area defined by Circle: (40.8544,76.8122): 10 mile(s)
Area defined by Circle: (40.8544,76.8122): 15 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                Profile Report

CBC - C1750-41                                                       Page 4 of 4
Area 1 = Shamokin Dam, PA 5 Mile Radius                                   6/8/96
Area 2 = Shamokin Dam, PA 10 Mile Radius
Area 3 = Shamokin Dam, PA 15 Mile Radius


Description                                   Area 1       Area 2      Area 3

1995 Total Employed                            9,434       15,635      32,461
1995 Socio-Economic Measure                       34           38          33

1990 Occupation:
   Total Civil Labor Force                    16,885       32,525      66,185
      % Unemployed                               5.1          4.8         5.6

   Total Employed                             16,018       30,965      62,480
      % White Collar                            47.3         48.6        45.3
        % Executive & Managerial                 7.4          8.2         7.3
        % Professional Specialty                10.9         12.5        12.1
        % Technical Support                      2.8          3.1         3.3
        % Administrative Support                14.5         14.6        13.6
       % Sales                                  11.7         10.2         9.1
      % Blue Collar                             34.4         33.7        36.2
        % Precision Production, Craft
           & Repair                             10.4         10.7        11.5
        % Machine Operators                     10.4         10.2        11.6
        % Transportation & Material
           Moving                                4.4          4.7         4.9
        % Laborers                               9.2          8.1         8.3
      % Farming, Forestry & Fishing              1.4          2.7         3.2
      % Service: Private Household               0.1          0.2         0.2
      % Service: Protective                      1.8          1.8         1.8
      % Service: Other                          15.1         13.1        13.3

1990 Educational Attainment (Age 25 & Over):
   % Less than Grade 9                          11.2         12.1        13.1
   % Grade 9-12 (No Diploma)                    15.7         15.0        16.4
   % High School Graduate or Equivalency        47.6         44.6        44.4
   % Some College (No Degree)                    9.6          9.4         8.9
   % Associate Degree                            3.3          3.8         4.2
   % Bachelor Degree                             7.7          8.5         7.4
   % Graduate or Professional Degree             4.8          6.7         5.6

Area defined by Circle: (40.8544,76.8122): 5 mile(s)
Area defined by Circle: (40.8544,76.8122): 10 mile(s)
Area defined by Circle: (40.8544,76.8122): 15 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

================================================================================
                                                            ADDENDUM F RENT ROLL
--------------------------------------------------------------------------------

                                   ADDENDUM F
                                    RENT ROLL

--------------------------------------------------------------------------------

                             Detail Rent Roll                    Page:   1
                               SHAMOKIN DAM                      Date: 05/14/96
Report Date: 05/14/96                                            Time: 16:02:08

                              -- Rent Dates ---
Suite                         Commence      Expire     Square     Monthly   Annual   ---- Cost Recovery ---- Expense
No.      Tenant Name          Start                   Footage   Base Rent  Rate/SF   Description   Monthly     Stop
00010    K MART #7075         11/08/79      11/07/04   92,171   21,024.08     2.74
                              11/08/79
00020    TEDS LANDING         06/19/80      12/31/50        0        0.00     0.00
                              06/19/80

Total Building                Occupied Sqft: 100%      92,171   21,024.08                             0.00
                              Available Sqft:  0%           0
                              Total Sqft:              92,171

Suite                         ---- Other Income ----   --- Future Rent Increases ---
No.      Tenant Name          Description  Monthly       Date   Monthly Amt.  Per Sf
00010    K MART #7075         MAINTENANC    550.00

00020    TEDS LANDING


Total Building                              550.00

================================================================================
                                                   ADDENDUM G - PRO-JECT REPORTS
--------------------------------------------------------------------------------

                                   ADDENDUM G
                                PRO-JECT REPORTS

--------------------------------------------------------------------------------

                            KMART - SHAMOKIN DAM, PA
                           PROJECT ASSUMPTIONS REPORT
                                EXCLUDING TENANTS


BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF KMART - SHAMOKIN DAM, PA BEGINNING  6/1996
FOR 21 YEARS ON A FISCAL YEAR BASIS


AREA MEASURES
-------------

TNRA
1996 VALUE -     92,171
THEREAFTER - CONSTANT

OCCA
CONSTANT


GROWTH RATES
------------

EXPG
1996 VALUE -        3.00
THEREAFTER - CONSTANT

RTXG
1996 VALUE -         3.00
THEREAFTER - CONSTANT

SLSG
1996 VALUE -         3.00
THEREAFTER - CONSTANT

RNTG
1996 VALUE -         3.00
THEREAFTER - CONSTANT


MARKET RATES
------------

ANCR
1996 VALUE -         4.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

SATR
1996 VALUE -         0.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

RSVR
1996 VALUE -         0.10
THEREAFTER - GROWING AT GROWTH RATE EXPG


MISCELLANEOUS INCOMES
---------------------

NONE


EXPENSES
--------

COMMON AREA MAINT , REFERRED TO AS CAME
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -       23,400

THEREAFTER - GROWING AT GROWTH RATE EXPG

REAL ESTATE TAXES , REFERRED TO AS RETX
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     39,602
THEREAFTER - GROWING AT GROWTH RATE RTXG

INSURANCE           , REFERRED TO AS INSE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -        9,828
THEREAFTER - GROWING AT GROWTH RATE EXPG

MANAGEMENT          , REFERRED TO AS MGMT
CHARGED AGAINST NET OPERATING INCOME
  2.00% OF EFFECTIVE GROSS INCOME

RESERVES            , REFERRED TO AS RSVS
CHARGED AGAINST NET OPERATING INCOME
MARKET RATE RSVR MULTIPLIED BY AREA MEASURE TNRA


VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE -        1.00
THEREAFTER - CONSTANT


MANAGEMENT FEE
--------------

NONE


COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD   #1 -      0.000%  OF TOTAL RENT

STANDARD METHOD   #2 -      0.000%  OF TOTAL RENT

STANDARD METHOD   #3 -      0.000%  OF TOTAL RENT

STANDARD METHOD   #4 -      0.000%  OF TOTAL RENT

STANDARD METHOD   #5 -      0.000%  OF TOTAL RENT


COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


ALTERATION CALCULATION
----------------------

NONE

ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


COMMON AREA MAINTENANCE POOL
----------------------------

NONE


CAPITAL EXPENDITURES
--------------------

NONE


PRIMARY CLASSIFICATION CODES
----------------------------

     1 - ANCHOR TENANT
     2 - SATELLITE TENANT


SECONDARY CLASSIFICATION CODES
------------------------------

NONE


COST CENTERS
------------

     1 - CAM ESCALATIONS
     2 - REAL ESTATE TAXES


SALES VOLUME PROFILE
--------------------

            PERCENT OF    RELATIVE
MONTH     ANNUAL SALES      VOLUME
-----     ------------      ------
JAN            8.33%         1.00
FEB            8.33%         1.00
MAR            8.33%         1.00
APR            8.33%         1.00
MAY            8.33%         1.00
JUN            8.33%         1.00
JUL            8.33%         1.00
AUG            8.33%         1.00
SEP            8.33%         1.00
OCT            8.33%         1.00
NOV            8.33%         1.00
DEC            8.33%         1.00
             ------         -----
TOTALS       100.00%        12.00

GLOBAL RECOVERIES
----------------------

NONE


TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET


REFERENCE TENANTS
-----------------

NONE

================================================================================
                                                     ADDENDUM I - QUALIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                            MICHAEL R. PECORINO, MAI
                     Senior Vice President, Regional Manager

                      CB Commercial Real Estate Group, Inc.
                        560 Lexington Avenue, 20th Floor
                            New York, New York 10022
                                  (212)207-6102

                                   EDUCATIONAL

Real Estate Appraisal and Analysis, New York University, the Real Estate Institute Bachelor of Arts, Geography, Planning, Urban Studies, State University College of New York at Oneonta

Successfully completed all the necessary courses to qualify for the MAI designation.

                             LICENSES/CERTIFICATIONS

Certified General Real Estate Appraiser: State of New York (46000002055) Certified General Real Estate Appraiser: State of New Jersey (RG-01667) Certified General Real Estate Appraiser: State of Pennsylvania (GA-001096-R) Certified General Real Estate Appraiser: State of Connecticut (0000489) Certified General Real Estate Appraiser: State of Maryland (10569)
Certified General Real Estate Appraiser: State of New Jersey (3793) Certified General Real Estate Appraiser: State of Delaware (X10000223) Certified General Real Estate Appraiser: State of Maine (CG00001192) Certified General Real Estate Appraiser: State of Vermont (080-0000168) Certified General Real Estate Appraiser: State of District of Columbia
                                         (GA00010315)
Licensed Real Estate Broker:  State of New York

                                  PROFESSIONAL

                               Appraisal Institute

Designated Member of the Appraisal Institute (MAI), Certificate No. 7944 Member of the Real Estate Board of New York

                                   EXPERIENCE

Fifteen years of Real Estate Appraisal and Consulting experience throughout the United States specializing in the New York metropolitan area.

1993 - Present  CB Commercial Real Estate Group, Inc.,
                 Appraisal                              New York, New York
1983 - 1993     Cushman & Wakefield, Inc.               New York, New York
1982 - 1983     Joseph J. Blake & Associates, Inc.      New York, New York
1981 - 1982     City of New York - Office of Manhattan
                 Planning                               New York, New York
1980 - 1981     City of Jersey City - Office of the
                 Mayor                                  Jersey City, New Jersey

Assignments include full and partial interest appraisals of office buildings, air rights, commercial lofts, garden apartments, cooperatives, condominiums, townhouses, shopping centers, industrial facilities, residential and office market studies, portfolio valuations and multi-property assignments.

--------------------------------------------------------------------------------

================================================================================
                                                  ADDENDUM H - ENGAGEMENT LETTER
--------------------------------------------------------------------------------

                                   ADDENDUM H
                                ENGAGEMENT LETTER

--------------------------------------------------------------------------------

             [LETTERHEAD OF CB COMMERCIAL REAL ESTATE GROUP, INC.]


May 8, 1996


Mr. Josh Kane
Chief Financial Officer
MARK CENTERS TRUST
660 Third Avenue
Kingston, PA 18704

Re: 17 Shopping Centers
    Nationwide

Dear Mr. Kane:

At your request, we are pleased to submit the following proposal to appraise the above referenced properties. The purpose of this assignment is to estimate the market value of the leased fee interest. We understand the appraisal reports are to be used for mortgage underwriting purposes. We also understand that the reports will be used by Mark Centers Trust and Morgan Stanley. The properties are briefly described on attachment "A".

Our complete valuation will be presented in a self contained (narrative) format and will contain a complete description of the property along with pertinent exhibits and photographs together with supporting factual data and analysis necessary to convey our opinion of value. We will value the property based upon the cost, income and market approaches to value, where applicable, correlating our findings into a final value conclusion.

The report will be prepared in conformity with and will be subject to the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Each report will also conform to the Uniform Standards of Professional Appraisal Practice ("USPAP") and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and the Morgan Stanley Capital Appraisal Standards described in Attachment "B".

We assume that there are no major or significant items of deferred maintenance beyond normal wear and tear for properties of their age as of the date of the appraisal which would require the expertise of a professional contractor to estimate the cost of such repairs. If such repairs need to be considered in this appraisal, such estimates are to be provided by a qualified firm hired by you and at no cost to us.

The total fee for the assignment is $68,000 ($4,000 per property) including all travel and related expenses which is due and payable upon delivery of the reports. If we are asked to cancel the assignment within two weeks of our engagement an upset fee equal to 50% will be due and payable. If cancellation occurs between two and three weeks, the upset fee will be equal to 75% and any time after three weeks the full fee will be due and payable.

We will furnish you with three copies of our final report within four to five weeks of our authorization. Authorization occurs upon our receipt of an executed copy of this proposal and our delivery date is contingent upon the timely receipt of all necessary property information, financial statements and detailed lease information. If all requested data and information is not available as of the authorized date, we reserve the right to extend the delivery date by the amount of time it takes to receive the requested information.

May 8,1996
Mr. Kane
Page 2


In order to complete this assignment in a timely manner, we will require the following specific information, if available:

      o     Copy of Ground Lease, if Leasehold
      o     Legal descriptions.
      o     Current rent roll.
      o     Copy of Leases or abstracts
      o     Expense reimbursements on a tenant by tenant basis
      o     Building area calculations and surveys.
      o     Operating statements for the past three full years.
      o     Current year expenses to date.
      o     A copy of the current budget.
      o Copies of any toxic engineering reports dealing with underground tanks, PCB's, asbestos or chemical spills, if available.
      o     A copy of the next fiscal year's budget, if available.
      o A list of major repairs which have recently been made, or are scheduled to be made in the next 18 months.
      o Name and phone number(s) of on-site superintendent(s), or local management firm or trustee for physical inspection.
      o Notice of any pending changes to the rent roll or pertinent information regarding the current status of the tenants.

If we are requested to give court testimony an additional fee will be charged on an hourly basis at $300 per hour for designated MAI-appraisers and $175 for non-designated appraisers. Said hourly billings pertain to court preparation, waiting and travel time, document review and preparation (excludes narrative appraisal report) and all meetings related to court testimony.

The client may provide only complete, final copies of the appraisal report to third parties who shall rely on such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Commercial, or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

In addition to the fee for this assignment, you agree to compensate us at a rate to be mutually agreed to, for any time expended by us should we be required (by subpoena or otherwise) or requested by you, your representatives or other entity to become involved in any litigation or

May 8,1996
Mr. Kane
Page 3

legal proceeding in any way involving this engagement to which we are not a party, the appraisal work we produce or the property which is the subject of this assignment. You also agree to pay, on demand, all reasonable expenses which we incur in connection with any litigation or proceedings including the fees of our attorneys.

You acknowledge that we are being retained hereunder as an independent contractor to perform the services described herein and nothing in this agreement shall be deemed to create any other relationship between us. This assignment will be deemed concluded and the services hereunder completed upon delivery to you of the appraisal report discussed herein.

If these terms are acceptable, please authorize us to proceed by having an officer of the corporation, managing general partner, principal, owner, or a contractually responsible party sign the enclosed copy of this proposal with "Terms and Conditions" and return it to us for our permanent file. Upon receipt of your authorization, we will schedule the necessary personnel to complete the project in a timely manner.

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please do not hesitate to give me a call.

Sincerely,

CB COMMERCIAL REAL ESTATE GROUP, INC.
Appraisal

/s/ Michael R. Pecorino
-----------------------
Michael R. Pecorino, MAI

MRP:jf

cc:   Douglas W. Haney


Enclosure

                                AGREED & ACCEPTED

_____________________________________      _____________________________________
Signature                                  Title

_____________________________________      _____________________________________
Name (type or print)                       Date

Office #: ___________________________      Fax #: ______________________________

================================================================================
                                                  ADDENDUM H - ENGAGEMENT LETTER
--------------------------------------------------------------------------------

                                   ADDENDUM I
                                 QUALIFICATIONS

--------------------------------------------------------------------------------

                        TERMS AND CONDITIONS OF AGREEMENT
                CB COMMERCIAL REAL ESTATE GROUP, INC. - APPRAISAL

1. These Terms and Conditions by CB Commercial Real Estate Group, Inc., Appraisal Services, a division of CB Commercial Real Estate Group, Inc. (Appraiser or Consultant) and the client for whom Appraiser or Consultant will perform appraisal or consultation services (Client), and attached to any agreement for appraisal or consultation services between Client and Appraiser or Consultant (Agreement), shall be deemed a part of such Agreement as though set forth in full therein.

2. Appraiser or Consultant shall exercise independent judgment and complete the assignment called for by the Agreement (Assignment) in accordance with sound appraisal or consultation practice and the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute, as applicable.

3. All statements of the fact in the report which are used as the basis of Appraiser's or Consultant's analyses, opinions, and conclusions will be true and correct to the best of Appraiser's or Consultant's knowledge and belief. Appraiser or Consultant may rely upon the accuracy of information and material furnished to Appraiser or Consultant by Client.

4. Appraiser or Consultant shall have no responsibility for legal matters, questions of survey or title, soil or subsoil conditions, engineering, or other similar technical matters. The report will not constitute a survey of the property analyzed.

5. Client shall provide Appraiser or Consultant with such materials with respect to the Assignment as are requested by Appraiser or Consultant and in the possession or under the control of Client. Client shall provide Appraiser or Consultant with sufficient access to the real property to be analyzed and hereby grants permission for entry, unless discussed in advance to the contrary.

6. Unless expressly specified in the Agreement, the fee quoted does not include the attendance or giving of testimony by Appraiser or Consultant at any court, regulatory, or other proceeding, or any conferences or other work in preparation for such a proceeding. If any employee of CB Commercial Real Estate Group, Inc. is asked or required to testify at any deposition, trial, or other proceeding about the preparation, conclusions, or any other aspect of the assignment, Client shall compensate Appraiser or Consultant for the time spent by the employee in testifying and in preparing to testify according to the Appraiser's or Consultant's then current hourly rate for that employee plus reimbursement of expenses.

7. In the event Client requests additional consultation beyond the scope of this assignment, Client shall pay an additional charge for such consultation at rates specified by Appraiser or Consultant whether or not the completed report has been delivered to Client at the time of the request.

8. The aggregate liability of Appraiser or Consultant for any negligent acts, errors, or omissions in connection with the Assignment shall not exceed the compensation payable to Appraiser or Consultant on account of the Assignment.

9. Client agrees that the report shall not be quoted or referred to in any report or financial statement of Client or in any documents filed with any governmental agency without the prior written consent of Appraiser or Consultant. Neither all nor any part of the content of the report including, without limitation, the conclusions as to value, the identity of Appraiser or Consultant, references to the Appraisal Institute or references to the MAI or SRA designations shall be disseminated to the public through advertising or other mass media without the prior written consent of Appraiser or Consultant.

10. The data gathered in the course of the Assignment (except data furnished by Client) and the report prepared pursuant to the Agreement are and will remain the property of Appraiser/Consultant. With respect to data provided by Client, Appraiser or Consultant shall not violate the confidential nature of the appraiser- or consultant-client relationship by improperly disclosing any confidential information furnished to Appraiser or Consultant. Notwithstanding the foregoing, Appraiser or Consultant is authorized by client to disclose all or any portion of the report and the related data to appropriate representatives of the Appraisal Institute if such disclosure is required to enable Appraiser or Consultant to comply with the Bylaws and Regulations of such Institute as now or hereafter in effect.

11. In the event Client fails to make payments when due and payable, then from the date due and payable until paid the amount due and payable shall bear interest at the maximum rate permitted in the state in which the office of Appraiser or Consultant executing the Agreement is located. If Appraiser or Consultant is required to institute legal action against Client relating to the Agreement, Appraiser or Consultant shall be entitled to recover reasonable attorneys' fees and costs from Client.


12. This appraisal or consultation will not take into consideration the possibility of the existence of asbestos, PCB transformers, or other toxic, hazardous, or contaminated substances and/or underground storage tanks (hazardous material), or the cost of encapsulation or removal thereof.

      Should client have concern over the existence of such substances on the property, Appraiser or Consultant considers it imperative for the Client to retain the services of a qualified, independent engineer or contractor to determine the existence and extent of any hazardous materials, as well as the cost associated with any required or desirable treatment or removal thereof.

13. CB Commercial Real Estate Group, Inc., Appraisal Services and Client agree that the Agreement (including these Terms and Conditions) shall be governed by the laws of the state of the CB Commercial Real Estate Group, Inc., Appraisal Services office shown on the Agreement.

14. Client shall not indemnify Appraiser or Consultant or hold Appraiser or Consultant harmless unless and only to the extent that the Client misrepresents, distorts, or provides incomplete or inaccurate appraisal results to others, which acts of the Client proximately result in damage to Appraiser or Consultant. The Client shall indemnify and hold Appraiser or Consultant harmless from any claims, expenses, judgments or other items or costs arising as a result of the Client's failure or the failure of any of the Client's agents to provide a complete copy of the appraisal report to any third party. In the event of any litigation between the parties, the prevailing party to such litigation shall be entitled to recover from the other reasonable attorney fees and costs.

15. Appraiser understands that the Client may provide complete final copies of the appraisal report (but not partial or summarized copies) to third parties who shall rely on such reports in connection with the Client's securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the Client for routine and customary questions that may arise.

================================================================================
                                                     ADDENDUM I - QUALIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                               PETER J. JOLICOEUR
                           Senior Real Estate Analyst

                      CB Commercial Real Estate Group, Inc.
                                    Appraisal
                        560 Lexington Avenue, 20th Floor
                            New York, New York 10022
                                 (212) 207-6104

                                   EDUCATIONAL

Bachelor of Arts, Economics, University of Connecticut       Storrs, Connecticut

Appraisal Institute

         Courses 110, 120, 310, 410, 420, 510, 540, 550

                             LICENSES/CERTIFICATIONS

Certified Real Estate General Appraiser: State of New York State #46-3537

                                  PROFESSIONAL

                               Appraisal Institute

Associate Member of the Appraisal Institute

                                   EXPERIENCE

Engaged in the appraisal and consultation of commercial real estate throughout the Northeast United States since 1987, specializing in New York City. Assignments include investment grade office buildings, multi-family residential, cooperative and condominium conversions, shopping centers, industrial facilities, special-use properties, portfolio valuations and multi-property assignments.

1987 - 1990      Henry Boeckmann Jr. & Associates            New York, New York
1990 - Present   CB Commercial Real Estate Group, Inc.,
                  Appraisal                                  New York, New York

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                               COMPLETE APPRAISAL

                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                                  DUNMORE PLAZA
                               1400 Monroe Avenue
                              Dunmore, Pennsylvania
                              CB File No. 96-093-I

                                    [LOGO]CB
                                   COMMERCIAL

                          Delivering Solutions Through
                           Local Knowledge Worldwide

                               COMPLETE APPRAISAL

                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                                  DUNMORE PLAZA
                               1400 Monroe Avenue
                              Dunmore, Pennsylvania
                              CB File No. 96-093-I

                                  DATE OF VALUE

                                  May 15, 1996

                                  PREPARED FOR

                                 MORGAN STANLEY
                              Mortgage Capital Inc.
                                  1585 Broadway
                            New York, New York 10036

                                   PREPARED BY

                      CB COMMERCIAL REAL ESTATE GROUP, INC.
                               APPRAISAL SERVICES
                        560 Lexington Avenue, 16th Floor
                            New York, New York 10022

              [LETTERHEAD OF CB COMMERCIAL REAL ESTATE GROUP, INC.]

June 12, 1996

MORGAN STANLEY
Mortgage Capital Inc.
1585 Broadway
New York, New York   10036

RE:   Appraisal of Shopping Center
      DUNMORE PLAZA
      1400 Monroe Avenue
      Dunmore, Pennsylvania
      CB File No. 96-093-I

Dear Ladies and Gentlement:

At your request and authorization, CB Commercial Real Estate Group, Inc. has prepared a Complete Appraisal presented in a self-contained appraisal report of the current market value of the leased fee estate in the above-referenced real property.

The subject property is a single story neighborhood shopping center featuring 45,380 square feet of gross leasable area. The shopping center is anchored by a Price Chopper Supermarket and is currently 100% occupied. The property is more fully described, legally and physically, within the enclosed report.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

Based on research and analysis contained in this report, it is estimated that the current market value of the leased fee estate in the subject property as of May 15, 1996, is:

                   ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS
                                  ($ 1,800,000)

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, and The Financial Institution Reform, Recovery, and Enforcement Act of 1989 (FIRREA). Furthermore, this report has been prepared in conformance with our interpretation of the appropriate regulations and guidelines set forth by Morgan Stanley.

June 12, 1996
Page 2


It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CB Commercial Real Estate Group, Inc. can be of further service, please do not hesitate to contact us.

Respectfully Submitted,

CB COMMERCIAL REAL ESTATE GROUP, INC.
APPRAISAL SERVICES

by:


/s/ Dimitri M. Teddone                /s/ Michael R. Pecorino
-------------------------------       ------------------------------------------
Dimitri M. Teddone, MAI               Michael R. Pecorino, MAI
Assistant Vice President              Senior Vice President
Senior Real Estate Analyst            Northeast Regional Manager
                                      Pennsylvania Certification No. GA-001096-R

================================================================================
                                                 CERTIFICATION OF THE APPRAISERS
--------------------------------------------------------------------------------

                         CERTIFICATION OF THE APPRAISERS

We certify that to the best of our knowledge and belief:

      1. The statements of fact contained in this report are true and correct.

      2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

      3. We have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

      4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, such as the approval of a loan.

      5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. In addition, this report conforms to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act (FIRREA).

      6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

      7. Dimitri M. Teddone and Michael R. Pecorino have completed the requirements of the continuing education program of the Appraisal Institute.

      8. The property was personally inspected by Dimitri M. Teddone, MAI, but was not inspected by Michael R. Pecorino, MAI.

      9. No other person provided professional assistance to the persons signing this report.

      10. The undersigned appraisers have extensive experience in the appraisal/review of similar property types.


/s/ Dimitri M. Teddone                /s/ Michael R. Pecorino
-------------------------------       ------------------------------------------
Dimitri M. Teddone, MAI               Michael R. Pecorino, MAI
Assistant Vice President              Senior Vice President
Senior Real Estate Analyst            Northeast Regional Manager
                                      Pennsylvania Certification No. GA-001096-R

--------------------------------------------------------------------------------

================================================================================
                                                             SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------

                               SUBJECT PHOTOGRAPHS

                                [GRAPHIC OMITTED]

             FRONT VIEW OF THE SUBJECT PROPERTY FACING PRICE CHOPPER

                               [GRAPHIC OMITTED]

               FRONT VIEW OF THE SUBJECT PROPERTY FACING FAY DRUGS

--------------------------------------------------------------------------------

================================================================================
                                                        SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

                            SUMMARY OF SALIENT FACTS

Property Name:                          Dunmore Plaza

Location:                               1400 Monroe Avenue,
                                        Dunmore, Pennsylvania

Assessor's Parcel Number:               Section 14610, Block 030, Lots 015 & 017

Property Description:                   The subject property is a
                                        single story neighborhood shopping
                                        center featuring 45,380 square feet of
                                        gross leasable area. The improvements
                                        are situated on a 265,498 square foot
                                        lot (6.095 acre). Construction
                                        features include a concrete and steel
                                        frame and brick and split-faced block
                                        exterior walls.

Highest and Best Use

As Though Vacant:                       Land banking until such time that retail
                                        development becomes financially feasible

As Improved:                            Continued use as a shopping center

Property Rights Appraised:              Leased Fee

Date of Value:                          May 15, 1996

Land Area                               265,498 Square Feet (6.095 acres)

Improvements

Building Area:

    Gross Leasable Area:                45,380 SF

Year Built:                             1967

Condition:                              Average

Estimated Marketing Time:               12 months or less

--------------------------------------------------------------------------------

================================================================================
                                                        SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

Financial Indicators

Current Occupancy:                      100% Leased / 100% Occupied

Stabilized Occupancy:                   99%

Market Rental Rate:                     $  6.00 P.S.F. Anchor
                                        $11.00 P.S.F. Satellite

Income Growth Rate:                     3.0%

Estimated Stabilized Expenses:          $ 2.65 P.S.F.

Expense Growth Rate:                    3.0%

Going-In Overall Capitalization Rate
Selected:                               10.50%

Going-In Overall Capitalization Rate
Implied:                                10.08%

Terminal Overall Capitalization Rate:
                                        11.00%

Discount Rate:                          12.50%

Valuation

Land Value:                             N/A

Cost Approach:                          N/A

Sales Comparison Approach:              $ 1,700,000

Income Capitalization Approach:         $ 1,800,000

Final Value

Conclusion:                             $ 1,800,000

Per Square Foot:                        $ 39.67/SF

--------------------------------------------------------------------------------

================================================================================
                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

CERTIFICATION OF THE APPRAISERS...............................................i

SUBJECT PHOTOGRAPHS..........................................................ii

SUMMARY OF SALIENT FACTS....................................................iii

TABLE OF CONTENTS.............................................................v

INTRODUCTION..................................................................1

AREA ANALYSIS.................................................................7

MARKET ANALYSIS..............................................................15

SITE ANALYSIS................................................................20

IMPROVEMENT ANALYSIS.........................................................22

ZONING.......................................................................25

TAX AND ASSESSMENT DATA......................................................26

HIGHEST AND BEST USE.........................................................27

APPRAISAL METHODOLOGY........................................................30

SALES COMPARISON APPROACH....................................................32

INCOME CAPITALIZATION APPROACH...............................................37

RECONCILIATION OF VALUE......................................................61

ASSUMPTIONS AND LIMITING CONDITIONS..........................................63

ADDENDA......................................................................67
     A........................................................Glossary Of Terms
     B...................................................Additional Photographs
     C................................................Improved Comparable Sales
     D.......................................................Rental Comparables
     E..........................................Strategic Mapping, Inc. Reports
     F................................................................Rent Roll
     G.........................................................PRO-JECT Reports
     H........................................................Engagement Letter
     I...........................................................Qualifications

--------------------------------------------------------------------------------

                                                                    INTRODUCTION

                                  INTRODUCTION

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

                                  INTRODUCTION

PROPERTY IDENTIFICATION

The subject is located on the west side of Monroe Avenue in the Borough of Dunmore, Pennsylvania. The common street address for the subject is 1400 Monroe Avenue. The city assessor's tax identification number is Section 14610, Block 030, Lots 015 & 017. A full metes and bounds legal description is included in the Addenda.

OWNERSHIP AND PROPERTY HISTORY

The subject is currently owned by Mark Centers Limited Partnership. The subject has not sold in the last three years and to the best of our knowledge there is no known current listing, option, or agreement of sale of the subject.

DATES OF INSPECTION AND VALUATION

The site was last inspected by Dimitri M. Teddone, MAI on May 15, 1996. Michael
R. Pecorino, MAI did not inspect the subject or the comparables employed but reviewed this report and concurs with the conclusions. The date of the market value is the date of inspection, May 15, 1996.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the current market value of the leased fee estate in the subject property in it's "As Is" condition. Market value is defined as follows:

      Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

TERMS AND DEFINITIONS

Please refer to the Addenda for a Glossary of the Terms and Definitions that are, and may be used in this appraisal.

INTENDED USE OF REPORT

This appraisal is for mortgage underwriting purposes.

PROPERTY RIGHTS APPRAISED

The value estimated represents the leased fee estate.

APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The following steps were completed by CB Commercial for this assignment:

      1.    Analyzed regional, city, neighborhood, site, and improvement data.

      2.    Inspected the subject and the neighborhood.

      3. Reviewed data regarding taxes, zoning, utilities, easements, and city services.

      4. Considered comparable improved sales, comparable improved building rental information, and comparable site sales. Data was confirmed with principals, managers, or real estate agents representing principals, unless otherwise noted.

      5. Analyzed the data to arrive at conclusions via each approach to value used in this report.

      6. Reconciled the results of each approach to value employed into a probable range of market data and finally an estimate of value for the subject, as defined herein.

      7. Estimated a reasonable exposure time associated with the value estimate.

The subject site and improvement descriptions are based on a personal inspection of the property, discussions with representatives of the subject property, and/or a review of relevant plat maps and leasing plans. The inspection is not a substitute for thorough engineering studies.

----------
(1) The definition of market value is taken from: The Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, ss.34.42(f), August 24, 1966. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

To develop the opinion of value, CB Commercial performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice. This means that no departures from Standard 1 were invoked.

This is a complete appraisal, in the form of a Self-Contained Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Standards of Professional Appraisal Practice. The definitions of Complete Appraisal and Self-Contained Report are found in the Glossary of Terms and Definitions. In a complete appraisal, CB Commercial uses all known applicable approaches to value. The value conclusion reflects all known information about the subject property, market conditions, and available data.

The Self-Contained Report incorporates to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. It also includes thorough descriptions of the subject property and the market for the subject property type. All data considered significant that was requested for this assignment was received by CB Commercial Real Estate Group, Inc. Appraisal Services.

SPECIAL APPRAISAL INSTRUCTIONS

There were no special appraisal instructions.

MARKETING PERIOD

The marketing period section is divided into reasonable exposure time and reasonable marketing time. Exposure time differs from marketing time. Marketing time is the period required to sell a real property interest at market value during the period immediately after the effective date of the appraisal. Exposure time is always presumed to precede the effective date of the appraisal.

Exposure time is not intended to be a prediction of a date of sale or a one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

      o     statistical information about days on the market

      o     information gathered through sales verification

      o     interviews of market participants.

The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions.

--------------------------------------------------------------------------------

================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

Reasonable Exposure Time

Exposure time is always presumed to precede the effective date of the appraisal. It is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but adequate, sufficient, and reasonable marketing effort. Exposure time and appraisal conclusion of value are therefore interrelated.

Exposure time is often expressed as a range and is based on direct and indirect market data gathered during the market analysis, sales verifications, interviews with market participants, and other appropriate sources. The amount of time which a property will require to be marketed varies greatly depending on a number of factors including market conditions, listing price, terms of sale offered, and competitive listing inventory.

In addition to considering each of the factors noted above, CB Commercial considered:

      o exposure periods of comparable sales revealed during the course of this appraisal,

      o     the most recent CB Commercial National Investor Survey, and

      o the opinions of local knowledgeable real estate brokers and investors.

Market Conditions

Throughout the Scranton--Wilkes-Barre--Hazlet metropolitan area, market conditions for most property types have been generally weak during the past three to four years. The value of most investment grade property types has decreased due to a number of factors. The lack of demand for investment properties and the inability of owners to make mortgage payments resulted in numerous foreclosures, or properties deeded back in lieu of foreclosure. Increased listing inventory has had a substantial downward influence on property values and the exposure time necessary to generate sales. Only recently, due to the market's competitive pricing and improving economic conditions, has the number of transactions and active investors increased. These current market conditions illustrate how exposure time is correlated with listing inventory, competitive pricing structures, and marketing efforts.

CB Commercial National Investor Survey

In the most recent issue of the CB Commercial National Investor Survey, published in the First Quarter 1996, CB Commercial surveyed a wide range of investors for property type preferences and specific marketing times. Respondents showed a clear preference for apartments, suburban offices, warehouse/distribution, community shopping centers, neighborhood shopping centers, power centers, urban offices, and business parks. Investors indicated that exposure

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================================================================================
                                                                    INTRODUCTION
--------------------------------------------------------------------------------

requirements for investment property have changed little from the previous survey, now an average of approximately 8.5 months for the subject property type.

Real Estate Broker Surveys

As a second information source, appraisers solicited the opinions of real estate brokers knowledgeable in the subject market and property type. While the majority of individuals surveyed were reluctant to predict an exact exposure time length for retail property in general, they generally estimated an approximate range between 6 and 12 months. All assumed that property would be appropriately priced and marketed. When asked about the subject property specifically, the consensus of opinion was that the subject would receive average to above average recognition in the marketplace under a reasonable plan for pricing and promotion.

Exposure Time Conclusion

In conclusion, based on the foregoing analysis, an exposure time of between 6 and 12 months is reasonable, defensible, and appropriate. Like the brokers surveyed, CB Commercial assumes that the subject property would have been competitively priced and aggressively promoted regionally.

Reasonable Marketing Time

Reasonable marketing time is the period a prospective investor would forecast to sell the subject property immediately after the date of value, at the value estimated. Anticipated marketing time is essentially a measure of the perceived level of risk associated with the marketability, or liquidity, of the subject as an investment grade property. The sources for this information include those used in estimating the reasonable exposure time, but also an analysis of the anticipated changes in market conditions following the date of appraisal. In other words, the reasonable marketing time is the number of months it will require to sell the subject property from the date of value, into the future.

The reader must understand, however, that the future price for the subject property (at the end of the marketing time) may or may not equal the appraisal estimate. The future price depends on unpredictable changes in the physical real estate, demographic and economic trends, real estate markets in general, supply/demand characteristics for the property type, and many other factors.

Based on the premise that present market conditions are the best indicators of future performance in the short-term and under stable market conditions, a prudent investor will forecast that, under the conditions described above, the subject property will require a marketing time of 6 to 12 months.

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                                                               REGIONAL ANALYSIS
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                                REGIONAL AREA MAP

                                [GRAPHIC OMITTED]

Compiled by:  CB Commercial Real Estate Group, Inc.

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================================================================================
                                                                   AREA ANALYSIS
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                                  AREA ANALYSIS

The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property.

A regional map indicating the location of the subject is presented on the previous page.

REGIONAL INFLUENCES

Location

The subject is located in the community of Dunmore within Lackawanna County, located in the northeastern portion of the state of Pennsylvania. Lackawanna County is part of the Scranton--Wilkes-Barre--Hazlet MSA and is adjacent to the west by Wyoming and Luzern Counties, to the east by Wayne County, to the south by Monroe County, and to the north by Susquehanna County. A regional map indicating the location of the subject is presented on the following page.

Population

The 1995 population within the Scranton--Wilkes-Barre--Hazlet MSA was estimated by Strategic Mapping, Inc. to be 637,743. This indicates a decrease of 723, or 0.11% from the April 1, 1990 federal census. The MSA's population is expected to increase slightly to approximately 637,923 by the year 2000, or a 0.03% increase.

Demographic statistics for the Scranton--Wilkes-Barre--Hazlet MSA are summarized in the following table.

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================================================================================
                                                                   AREA ANALYSIS
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================================================================================
                         SELECTED AREA DEMOGRAPHICS
                   THE SCRANTON--WILKES-BARRE--HAZLET MSA
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 Population
        1995 Estimate                                      637,743
        1990 Census                                        638,466
        1990-1995 % Change                                  -0.11%

 Households
        1995 Estimate                                      247,194
        1990 Census                                        246,491
        1990-1995 % Change                                   0.29%

 1995 Median Household Income                             $ 28,672
 1995 Average Household Income                            $ 36,957
 1990 Average Home Value                                  $ 71,131

 1990 % College Graduates                                     8.5%
--------------------------------------------------------------------------------
Source: Strategic Mapping, Inc.
Compiled by:  CB Commercial Real Estate Group, Inc.
================================================================================

Households

Similar to the population level within the Scranton--Wilkes-Barre--Hazlet MSA, the number of households has grown in recent years and is projected to increase over the next five years. Between 1990 and 1995, household growth in the Scranton--Wilkes-Barre--Hazlet MSA was 0.29%. Projections for the year 2000 indicate a mature and stable area with the number of households increasing by 0.56%. While experiencing a significant decline between 1980 and 1990, the average household size did not change significantly in 1995 (2.49) and is expected to remain fairly stable over the next five years. In the Scranton--Wilkes-Barre--Hazlet MSA, the average household size declined from
2.70 in 1980 to 2.50 in 1990. It is projected to decline slightly to 2.48 in the year 2000.

Income

As per data compiled by the Strategic Mapping, Inc., the 1995 median household income in the Scranton--Wilkes-Barre--Hazlet MSA was $28,672. The median household income increased considerably between the 1980 and 1990 census by approximately 5.49% annually. In 1980 the median household income was $14,203, which increased by 70.6% to $24,232 in 1990. The 1995 estimate indicates that growth in the median household income has slowed to only 3.4% per annum from 1990 to 1995. Income growth is projected to increase at an average annual rate of 3.3% between 1995 and the year 2000.

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                                                                   AREA ANALYSIS
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Employment

The total civilian labor force for the Scranton--Wilkes-Barre--Hazlet MSA was 337,200 in April, 1996 with corresponding employment of 312,922 indicating an April, 1996 unemployment rate of 7.2%. The following table compares the unemployment rate for the area to that of the state and national average.

================================================================================
                               UNEMPLOYMENT RATES
                       COMPARISON BY MSA, STATE, AND U.S.
--------------------------------------------------------------------------------
        Year      Scranton--Wilkes-Barre--     Pennsylvania             U.S.
                        Hazlet MSA
        1995               7.0%                    5.9%                 5.7%
        1994               7.2%                    6.2%                 6.1%
        1993               8.0%                    7.1%                 6.8%
        1992               8.8%                    7.6%                 7.4%
--------------------------------------------------------------------------------
Source: Pennsylvania Department of Labor and Employment Security, Bureau of
        Labor Market Information
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

Most of the employment is in the services (34%) and Manufacturing (19%), followed by retail trade industries (13%), similar to the State of Pennsylvania averages. The major employers in the area are as follows:

================================================================================
             SCRANTON--WILKES-BARRE--HAZLET MSA MAJOR AREA EMPLOYERS
--------------------------------------------------------------------------------
      Company                                 Business             No. Employees
--------------------------------------------------------------------------------
      WEA Manufacturing                    Records & CD's              2,800
      Commonwealth of Pennsylvania           Government                2,096
      Community Medical Center                Hospital                 1,800
      Lackawanna County                      Government                1,550
      Mercy Hospital                          Hospital                 1,500
      Technaglass                            TV Screens                1,450
      Allied Services                 Rehabilitation Healthcare        1,400
      Thompson Consumer Electronics         Picture Tubes              1,275
      University of Scranton                  Education                1,185
      U.S. Government                        Government                1,094
--------------------------------------------------------------------------------
Source: Lackawanna County Chamber of Commerce
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

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                                                                   AREA ANALYSIS
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Transportation

The Interstate highways serving Lackawanna County include Interstate 81, 84 and
380. Interstate 81 connects Canada to the north to all points south to Florida. Interstate 84 connects parts of New York and Connecticut to the east to points west and terminates at the I-81/I-84 interchange in Dunmore, Pennsylvania. Interstate 380 runs from the I-380/I-84 interchange in Dunmore south to the I-380/I-80 interchange in Crescent Lake, Pennsylvania. Other significant arterials include U.S. 6 which runs through the central portion of the county as well as Dunmore and S.R. 347 which runs through the central area also.

The major airports serving the Lackawanna County area are the Wilkes Barre Scranton International Airport and the Wilkes Barre Wyoming Valley Airport. The Wilkes Barre Scranton International Airport is approximately 10 miles southwest of downtown Scranton while the Wilkes Barre Wyoming Valley Airport is 7 miles north of downtown Wilkes Barre. Both airports provide for private and corporate flights as well as cargo shipments. The Lackawanna County area is also served by several railroads including Amtrak.

Conclusion and Relevance to the Subject Property

The long term outlook for the Scranton--Wilkes-Barre--Hazlet MSA is considered good. The strategic location between major cities in all directions combined with the convergence of three major arterials are primary factors in the anticipated favorable future of the area.

Population projections indicate a stabilization for the Scranton--Wilkes-Barre--Hazlet MSA in the short- and long-term. The affordability and relative ease of obtaining housing within the Scranton--Wilkes-Barre--Hazlet MSA is a key factor for future growth. The vast amount of available land, as well as the large number of existing developments are seen as supportive of the long term growth prospects within this area. Transportation modes are considered excellent as are public utilities and services. Therefore, it would appear that the area will be suitable for additional growth in the future which should be favorable for the subject property in the long run. The overall projection for the Scranton--Wilkes-Barre--Hazlet MSA appears stable.

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================================================================================
                                                                   AREA ANALYSIS
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NEIGHBORHOOD INFLUENCES

Location

The subject is located on the west side of Monroe Avenue between Marion and Grove Streets, approximately one mile west of downtown Dunmore. The common mailing address is 1400 Monroe Avenue, Dunmore, Pennsylvania. The boundaries for the subject neighborhood are considered to be:

    North:     Green Ridge Street
    South:     Poplar Street
    West:      Washington Street
    East:      U.S. Route 347

A neighborhood map indicating the location of the subject is presented no the following page.

Land Use

Land use in the neighborhood consists of a mixture of industrial and residential development. Development in the immediate vicinity of the subject consists of 1-4 family residential uses as well as some industrial uses. The subject serves as the only retail development within a four block radius. Other uses within this small radius include three industrial uses occupied by the Dillon Floral Corporation, the Comprehensive Health Services Center, and two United Gilsonite Laboratories (UGL) warehouses. All other improvements in the area are residential. The immediate area is approximately 95+ percent developed. As this is predominantly a residential area, the most desirable commercial lots are currently located outside of the immediate area.

Access

Accessibility to the neighborhood in general, and to the subject property in particular, is considered to be average. Access to Interstates 81, 84, and 380 is available via the Route 347-Interstate 81 interchange (Exit 55) located approximately three miles northeast of the subject. A connection with Interstate 81 at Exit 53 is also located approximately two miles southwest of the subject in Downtown Scranton. The subject neighborhood also features a good network of secondary roadways which further enhance accessibility.

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                                                                   AREA ANALYSIS
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                                NEIGHBORHOOD MAP

                               [GRAPHIC OMITTED]

Compiled by: CB Commercial Real Estate Group, Inc.

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                                                                   AREA ANALYSIS
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Demographics

Selected Neighborhood demographics in a one, three, and five mile radius from the subject are shown in the following table:

================================================================================
                       SELECTED NEIGHBORHOOD DEMOGRAPHICS
--------------------------------------------------------------------------------
                                   1 mile       3 mile             5 mile
--------------------------------------------------------------------------------
 Population
        1995 Estimate              21,804        89,699            126,051
        1990 Census                22,804        94,044            130,323
        1990-1995 % Change          -4.4%         -4.6%              -3.3%

 Households
        1995 Estimate               8,535        35,963             50,100
        1990 Census                 8,903        37,643             51,703
        1990-1995 % Change          -4.1%         -4.5%              -3.1%

 1995 Median Household Income     $30,255       $25,525            $26,593
 1995 Average Household Income    $40,400       $33,531            $34,131
 1990 Average Home Value          $70,112       $59,393            $62,684

 Median Age Total Population         39.0          38.1               38.4
 1990 % College Graduates           12.4%          8.6%               8.5%
--------------------------------------------------------------------------------
Source: Conquest Market Data
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The subject property benefits from a location in the middle of a residential area with no immediate competition as well as stable demographic characteristics. The population and households have decreased within the one, three and five mile radii. Projections for the year 2000 indicate similar patterns. While the population and households have been decreasing overall, income levels have edged upward approximately 3.5 percent per annum since 1990 within all three radii, similar to the inflation rate. Demographic characteristics appear to be strongest within a five mile radius. The five mile radius extends closer to the City of Scranton which appears to be stabilizing economically more quickly than Dunmore. General characteristics are fairly similar throughout all three radii.

Growth and Trends

Due to demographic characteristics as discussed above as well as stabilizing economic conditions, there has been some retail development in Dunmore in recent years. A Price Chopper supermarket was constructed in 1995 and is located along Route 347, north of the Interstate 81 interchange, contains approximately 65,000 square feet and has a group of four other satellite tenants as well as a Taco Bell pad site. We are not aware of any proposed

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                                                                   AREA ANALYSIS
--------------------------------------------------------------------------------

shopping centers within the Borough of Dunmore in upcoming years. The immediate neighborhood has not experienced significant retail development in the recent past.

Conclusion and Relevance to the Subject Property

The subject property is situated in an area consisting primarily of retail, industrial and residential uses. The area features average accessibility to the local transportation system and throughout the city and metropolitan area. Currently, the subject's neighborhood is in the stabilization stage of its life cycle, a period of neither significant growth nor decline. While the area is highly developed, some potential exists for future development whether through construction on the few remaining vacant lots or renovation of existing improvements. We do not expect the character of the neighborhood to change in the near future.

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                                                                 MARKET ANALYSIS
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                                 MARKET ANALYSIS

Retail Overview

The retail market in Dunmore has witnessed limited growth over the past few years despite the economic troubles the region has experienced. As noted in the previous section, a Price Chopper supermarket was constructed in 1995 and is located along Route 347, north of the Interstate 81 interchange, contains approximately 65,000 square feet and has a group of four other satellite tenants as well as a Taco Bell pad site. We are not aware of any proposed shopping centers within the Borough of Dunmore in upcoming years. The immediate neighborhood has not experienced significant retail development in the recent past.

According to Strategic Mapping, Inc., total retail development within a one mile radius of the subject property consists of approximately 893,000 square feet. Furthermore, retail development within the three and five mile radii account for
3.56 and 5.0 million square feet, respectively.

Local Retail Market

In order to project future performance of the retail space in the subject property consideration has been given to various market components that affect the supply and demand for this type of real estate property.
Specifically we have:

o Inspected the site and surrounding areas for the purpose of familiarizing ourselves with all the locational and environmental factors. In this regard, we have directed our attention to the physical qualities of the site, access and circulation, surrounding uses, and relationship to sources of market support.

o Reviewed the principal economic growth trends in the area in industry, population and employment. Our intention was to identify the degree of underlying support for existing improvements and future growth.

o Analyzed existing and foreseeable market conditions for retail properties in the area.

o Analyzed demographics of the subject property's trade area as well identified competition in order to assess, the subject property's current as well as future position in the market.

Trade Area

The trade area of a shopping center is defined as the geographic area from which the sustaining patronage for steady support of a center is obtained. Determination of the boundaries is contingent upon various factors including but not limited to the nature of the

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                                                                 MARKET ANALYSIS
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center, accessibility, physical barriers, location of competing facilities, and limitations of driving time and distance.

The subject's general trade area is considered to be that which encompasses a five mile radius of the subject center. We broke this down further to include a one-mile ring (primary), a three-mile ring (secondary) and a five-mile ring (tertiary).

Definition Of The Trade Area

The primary ingredients for success in these types of projects include the nature of the competition, population density, income levels, and disposable income. The actual size of the population needed to support this type of project cannot be fixed due to the complexities of the above factors, as well as changing methods of merchandising. Local conditions, such as number of households, income levels, and existing centers within the trade area can have the most dramatic impact upon any given project since these factors are what determine the purchasing power in an area. An additional ingredient leading to the success of a shopping center would be the tenant mix and characteristics of the leading tenants which attract shoppers to the project.

We have analyzed demographic data, competition, income levels for the subject trade area in the following sections. The demographic profiles of the primary, secondary and tertiary trade areas are presented in the Neighborhood Influences section of the report. Additional demographic information is contained within the Strategic Mapping, Inc. Profile Report located within the Addenda.

Population

The sales potential of a center is directly related to its proximity to the number of potential patrons. The historical and projected trends for population are important to examine when analyzing the trade area of a shopping center.

The historical population trends for the subject's trade areas indicate a decrease in population between 1980 and 1995 followed by a further decrease projected from 1995 to the year 2000. In the primary trade area the population decreased by 9.6% between 1980 and 1990 to 22,804 and then witnessed a decrease to 21,804 in 1995. Population projections indicate a further decrease to 20,990 between 1995 and the year 2000. Both the secondary and tertiary trade areas witnessed a similar pattern and future trend in population in these areas.

In order to further analyze the population change, we have examined the distribution of the population by age. When analyzing the population distribution by age, it should indicate in what

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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------

age groups the population shifts are projected to take place. This is important to distinguish if it will have a great impact on the retail sales of the subject center. Shifts in the age groups under 24 years of age will affect the subject, however, less drastically than changes in the subject's core market approximately between the ages of 25 and 54.

As illustrated in the Profile Report located in the Addenda, a large percentage of the population in all three trade areas are in the age groups from 25 - 54. Estimated figures for 1995 indicated that the median age was slightly higher than the 1990 census in all three trade areas ranging from 38.1 to 39.0. Overall, the diversification among age groups is very common among other retail trade areas.

Household Trends

When analyzing the demographics for a retail center, it is most important to focus on the trends in the household population. A household consists of one or more persons occupying a dwelling unit. A family would be considered a household unit, however single persons living alone or two or more unmarried persons sharing a dwelling are also considered a household unit. The household unit is perhaps the best indicator in determining the economic health of a trade area. One of the important components which bonds a household together is it's economic strength as a unit as compared to the economic viability of an individual; single person households not withstanding. If the population is slightly decreasing and yet the number of households is increasing, this would not necessarily be a negative indicator. This would imply that the average household size was shrinking. Each household has demand for goods that likely is not duplicated with a larger household size. This demand is duplicated however in the number of households.

Similar to population figures, the number of households in the trade area decreased between 1980 and 1990. Subsequently, the number of households decreased between 1990 and 1995 though at an accelerated pace in comparison to the decline witnessed in the previous decade. The number of households are projected to decrease further in all three trade areas in upcoming years.

Household Income

The median household income in the subject's trade areas increased annually at an average rate of 3.4% from 1990 to 1995. Thus, the household incomes in the area grew at a pace slightly below inflation during this period. The projected annual income growth rates between 1995 and the year 2000 are approximately 3.3%, again below the projected rate of inflation. Overall, household income levels varied slightly between the three trade areas. The median

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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------

household income levels ranged from $25,525 to $30,255 in 1995 with the primary trade area representing the upper end of the range.

Employment

The income characteristics of the trade areas for the subject property indicate that this is a predominately white collar market. The primary trade area had the highest percent in white collar employment at 60.9% while the tertiary trade area had the lowest at 53.3%. Blue collar employment percentages in the primary, secondary and tertiary trade areas were 25.3%, 31.0% and 31.7%, respectively. The remaining percentages were in special services categories.

The 1990 Census information indicates that the unemployment rates ranged from a low of 4.8% in the primary trade area to a high of 6.1% in the secondary trade area. As discussed in the Location Analysis, the most recent unemployment rate in the Scranton--Wilkes-Barre--Hazlet MSA was 7.2% which indicates an overall decrease in employment from the 1990 Census. We feel the subject market will witness modest employment growth in upcoming years and a declining unemployment rate.

Expenditure Potential

The Expenditure Potential charts located in the Addenda outline Strategic Mapping, Inc. retail sales projections for the subject trade area. The highest sales growth in the primary trade area appears to be for electronics, drug, and video stores. These three categories also represent high growth in the secondary and tertiary trade areas. The average growth rate for retail sales in the primary trade area is projected at 0.75% in the primary trade area, 0.71% in the secondary trade area and 0.98% in the tertiary trade area.

Strategic Mapping, Inc. examines the product potential for various store types for each portion of the subject trade area. Based on statistical sampling, Strategic Mapping has derived a benchmark per household expenditures for each store type. Comparing the figures in the trade area to the benchmark figure, it is apparent that those individuals in the subject trade area are much more likely to spend on items in drugs, groceries, and convenience stores.

The Strategic Mapping Expenditure Potential Index is defined as follows, 'An index which shows the amount by which an area per household expenditures, differed from that of the benchmark.' The benchmark is defined as the average or common expenditure among households for a larger region. Values below 100 signify that this area is below the benchmark per household expenditures and correspondingly values above 100 indicate a higher than average expenditure per household. The overall Expenditure Index for the primary area is 95.4, while the benchmark indices for the secondary and tertiary trade areas are 90.2 and 91.3, respectively. In

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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------

conclusion, the expenditure indices for the subject trade areas indicate that the trade area populations spend less than the benchmark household on retail goods. The area generates retail sales based on the existing population as well as the increasing income potential.

Market Indicators

The subject center contains 5 tenant suites ranging in size from approximately 1,900 to 26,475 square feet. Discussions with local leasing agents reveal that typical ground level satellite space rents in the area generally range from $5.50/SF to $15.48/SF depending upon the physical and locational characteristics of the space and $5.77/SF to $10.05/SF for anchor space depending upon the same criteria. Percentage rent clauses tend to be uncommon for satellite tenants. Retail leases are typically structured on an absolute net basis with flat rents over the term. Based upon discussions with brokers and managing agents in the area as well as our observations during our inspection, competing centers in the subject's market area have vacancy rates which generally fall within the 0.0% to 7.0% range with an average vacancy rate of approximately 4.0%. The subject center is currently 100% occupied.

Summary

Although future projections indicate continued decreases in the population and households in all three trade areas from 1980 through 1995, the trade areas exhibit increased spending potential over the same period. However, income levels appear to be increasing at rates slightly below projected inflationary rates which is common during periods of economic recovery. Overall, the subject trade areas reflect average retail characteristics. Due in part to a lack of competition in the immediate area, we conclude that the trade area represents a viable retail market.

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                                                                     PROPERTY
                                                                     DESCRIPTION

                              PROPERTY DESCRIPTION

================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

                                  SITE ANALYSIS

The description of the site can be detailed as follows:

      Location:                         The subject is located at the west side
                                        of Monroe Street, approximately three
                                        miles southwest of the Route
                                        347-Interstate 81 interchange (Exit 55)
                                        and one mile west of Downtown Dunmore,
                                        Pennsylvania. Ingress and egress to the
                                        subject are available via curb cuts from Monroe Avenue and supplementary access via Jefferson Avenue as well as Court
                                        Street.

      Assessor's Parcel Number:         Section 14610, Block 030, Lots 015 & 017

      Land Area(2)                      The subject site contains 6.095 acre or
                                        265,498 square feet.

      Shape and Frontage:               The site is irregular in shape featuring
                                        good frontage on Monroe Avenue (534.32
                                        feet), 50 feet on Jefferson Avenue, and
                                        76.53 feet on Court Street.

      Topography and Drainage:          The site slopes downward from Monroe
                                        Avenue towards the rear. Our
                                        investigation did not reveal any
                                        significant drainage problems.

      Soils: No soil report was provided and it is assumed that the soil is adequate for the existing use.

      Easements:                        No title report was provided in
                                        connection with this appraisal. No
                                        survey showing the location of easements was available. Thus, it is not possible to make a definitive conclusion regarding any potential impacts on value of the location of any such easements or encroachments. It is specifically assumed that any easements, restrictions, or encroachments that might appear against the title would have no adverse impact on marketability or value.

      Covenants, Conditions, and        No private deeds or restricting
      Restrictions:                     covenants affecting development, other
                                        than zoning, were found to affect the
                                        site.

      Utilities:                        All public utilities including gas,
                                        electricity and telephone as well as
                                        water, storm and sanitary sewer systems.

----------
(2)   Source: Dunmore Tax Assessor's Office

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================================================================================
                                                                   SITE ANALYSIS
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      Flood Zone:                       The municipal offices did not have a
                                        copy of a Federal Emergency Management
                                        Agency (FEMA) Flood Map, however our
                                        discussion with the Borough of Dunmore's
                                        Planning and Building Department
                                        indicated that the subject property is
                                        not located within a flood hazzard zone.
                                        This was corroborated with the survey of the subject which was submitted to us by Mark Centers Trust. The survey was prepared by G. Dunda Associates and dated 1/19/93.

      Environmental Issues:             The value estimate rendered in this
                                        report is predicated on the assumption
                                        that there is no hazardous material on
                                        or in the property causing a loss in
                                        value. No evidence of hazardous waste or toxic materials was visible and CB
                                        Commercial has no knowledge of the
                                        existence of these substances on or in
                                        the subject property. However, CB
                                        Commercial is not qualified to detect
                                        hazardous waste or toxic materials.

      Adjacent Properties

      North:                            Industrial uses

      South:                            1-4 family residential uses

      East:                             1-4 family residential uses

      West:                             Industrial uses

      Conclusion:                       The subject is a 6.095-acre site on a
                                        paved street served by necessary
                                        utilities. Access and visibility are
                                        considered to be good. There are no
                                        adverse soil conditions of which CB
                                        Commercial Real Estate Group, Inc. is
                                        aware. The shape of the parcel is
                                        irregular and results in no specific
                                        limitation. The topography is sloping
                                        though possesses no specific development limitation. There is no excess land and the unimproved portions of the site are fully utilized by a macadam parking lot.
                                        From a physical standpoint, the site is
                                        considered to be adequate for many types of development.

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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

                              IMPROVEMENT ANALYSIS

The subject improvements were constructed in 1967. The improvements consist of a single-story neighborhood shopping center containing 45,380 square feet of gross leasable area. The shopping center contains 5 tenant suites. The following is a description of the improvements based on our physical inspection, municipal records and from discussions with and materials provided by the client. The basic construction features are summarized as follows.

Construction Class                      The class of construction is the
                                        basic subdivision in Marshall
                                        Valuation Service which divides all
                                        buildings into five basic groups by
                                        type of framing (supporting columns
                                        and beams), walls, floors, roof
                                        structure, and fireproofing. The
                                        subject is considered to be of
                                        construction Class B(3).

Competitive Rating                      The subject is considered a
                                        Class B building in terms of quality
                                        as it is perceived in the marketplace.

Foundation                              Poured concrete

Frame                                   Concrete block over a steel frame

Floor Construction                      Concrete slab

Exterior Walls                          Load-bearing concrete block over a steel
                                        frame with split-faced block.

Fenestration                            Aluminum framed glass windows and
                                        double-paned glass front doorways.

Roof Structure & Covering               Flat, presumably built-up composition
                                        covering over steel deck with steel bar
                                        joist supports. We were unable to
                                        inspect the roof and assume the roof is
                                        in average overall condition.

Exterior Condition                      Average

Interior Partition System               Metal studs with gypsum board cover.

----------
(3) The primary characteristic of Class B Buildings is the reinforced concrete frame in which the columns and beams can be either formed or precast concrete. They may be mechanically stressed, and the structure is fire resistant.

(Source: Marshall Valuation Service)

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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Interior Finishes - Tenant Space

                                        Floors:   Combination of vinyl tile and
                                                  carpet.

                                        Walls:    Painted or covered gypsum
                                                  board.

                                        Ceilings: Suspended acoustic tiles.

                                        Lighting: Recessed florescent lighting.

                                        Summary:  The interiors of the subject
                                                  are considered to be of
                                                  average to good quality and
                                                  similar to competitors.

HVAC Heating and ventilation is provided to the majority of the tenant suites by roof-mounted HVAC units. Each of these units pump the hot air throughout its suite via sheet metal air duct work hidden above the dropped ceiling. Air conditioning is supplied by the same system utilizing the duct work and supplying cool air during the summer months. The HVAC system is a gas-fired forced air system.

Electrical                              The electrical system is assumed to be
                                        in good working order and adequate for
                                        the building.

Fire Protection                         It is assumed that the subject has
                                        adequate fire alarm systems, fire exits, fire extinguishers, fire escapes and/or other fire protection measures to meet local fire marshall requirements.

Plumbing                                The plumbing system is assumed to be in
                                        good operating condition.

Parking                                 Surface parking is provided for 208+/-
                                        vehicles.

Landscaping                             Landscaping on the subject property is
                                        minimal which is typical within the
                                        subject neighborhood.

ADA Compliance                          Handicap access appears to be available
                                        to all areas of the center. However, we
                                        are not qualified to determine
                                        compliance with the requirements. Please refer to the specific limiting condition regarding ADA compliance.

Environmental Issues                    The value estimate rendered in this
                                        report is predicated on the assumption
                                        that there is no hazardous material on
                                        or in the improvements which would cause a loss in value.

--------------------------------------------------------------------------------

================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Functional Quality of Space             The interior floor plans are flexible
                                        and will accommodate a variety of tenant layouts. There are no observed design problems and none are reported by management. Access to the tenant suites is available at the front and rear of the center. There are no elevators within the center.

Deferred Maintenance                    No deferred maintenance was observed or
                                        reported. The improvements have been
                                        adequately maintained since it was
                                        constructed in 1967.

Economic Age and Life                   Based on the current condition, we
                                        estimate the effective age to be
                                        approximately 30 years. According to the Marshall Valuation Service cost guide, buildings of this type and quality have an expected life of approximately 45 years. Therefore, the remaining economic life (expected life minus effective age) is estimated at 15 years. While we observed nothing to suggest a different economic life, a capital improvement program could extend life beyond that stated above.

Quality/General Condition               The subject property conforms well with
                                        competitors and substitutes in the area.
                                        The quality of construction is typical
                                        of the area. Interior amenities are
                                        similar to competing properties of the
                                        same approximate age. The general
                                        condition of the improvements is
                                        average. We observed no evidence of
                                        structural fatigue and the improvements
                                        appear sound. We are not qualified to
                                        determine structural integrity, however, and recommend that the reader rely upon an expert in this field for further determination.

Conclusion/Comments                     The subject property is an average
                                        quality shopping center located in a
                                        relatively stable area. The improvements generally conform with competitors and substitutes in the neighborhood.

--------------------------------------------------------------------------------

================================================================================
                                                                          ZONING
--------------------------------------------------------------------------------

                                     ZONING

The subject's zoning requirements are detailed below.

================================================================================
                                 ZONING SUMMARY
--------------------------------------------------------------------------------
Current zoning:         C-1; Community Commercial District
Legally conforming?:    Yes
Uses permitted:         Retail,  Bank,  Food  Stores,  Dry  Cleaning,  Drive-In
                        Restaurants,  Offices,  Service Stations,  Motels, Auto
                        Repair Shops
Zoning change           Not Likely
--------------------------------------------------------------------------------
      Category                        Zoning Requirement
--------------------------------------------------------------------------------
Maximum FAR             Non Specified
Maximum Site Coverage   70%
Front Setback           10 feet & 20 feet if abutting a residential district
Rear Setback            10 feet & 20 feet if abutting a residential district
Side Yard Setbacks      20 feet & 30 feet if abutting a residential district
Height Limit            6 stories or 75 feet Parking One space per 200 square
                        feet of building area above grade
--------------------------------------------------------------------------------
Source: Borough of Dunmore Zoning Ordinance
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

ZONING ANALYSIS AND CONCLUSIONS

According to the Borough of Dunmore Zoning ordinance, the subject property is a legal and conforming use under current guidelines. In addition, the property appears to conform to bulk and setback requirements as well as to parking requirements.

--------------------------------------------------------------------------------

================================================================================
                                                                    TAX ANALYSIS
--------------------------------------------------------------------------------

                             TAX AND ASSESSMENT DATA

The subject property is assessed by Lackawanna County, Pennsylvania, at approximately 22.8% of the assessor's estimated market value. The last general assessment of properties in Lackawanna County was in 1985. A re-valuation has not been rescheduled. School taxes are collected on a fiscal year and town/county taxes are collected on a calendar year. The subject's assessed value and current taxes are summarized below.

================================================================================
                  CURRENT ASSESSMENT AND TAX INFORMATION (1995)
--------------------------------------------------------------------------------
                                       Assessed      Tax Rate       Annual
              Tax ID                     Value       / $1,000        Taxes
--------------------------------------------------------------------------------
  Section 14610 Block 030 Lot 015      $200,000      114.0293     $22,805.86
  Section 14610 Block 030 Lot 017      $265,550      114.0293     $30,280.48
                                       --------                   ----------
              TOTALS:                  $465,550      114.0293     $53,086.34
--------------------------------------------------------------------------------
Source: Lackawanna County Assessor's Office
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

Based on the current tax rate of $114.0293 per $1,000 assessed value, the estimated taxes for the subject amount to $53,086, or $1.22 per square foot based on the rentable square footage of the center.

Tax and Assessment Conclusion

We have estimated the taxes for the shopping center at $53,086 for calendar year 1996 in our cash flow. Our discussions with the assessor indicated that the subject's taxes have increased in-line with the area's inflation rate, or approximately 4.0% per annum. We have therefore projected a long-term tax growth for all taxes equal to 4.0% per year.

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================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria that the highest and best use must meet are:

            o     legal permissibility;
            o     physical possibility;
            o     financial feasibility; and
            o     maximum profitability.

Highest and best use is applied specifically to the use of a site as vacant. It is recognized that in cases where a site has existing improvements, the concluded highest and best use as if vacant may be different from the highest and best use given the existing improvements (as improved). The existing use will continue, however, until the land value, in its highest and best use, exceeds that total value of the property under its existing use plus the cost of removing or altering the existing structure.

Implied in the highest and best use is a recognition of the contribution of a specific use to the community environment or to the community's development goals, in addition to wealth maximization of individual property owners. Also implied is that the conclusion of highest and best use that results from the appraiser's judgment and analytical skill, i.e., that the use determined from the analysis represents an opinion, not a fact to be found.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

HIGHEST AND BEST USE AS THOUGH VACANT

Legal Permissibility

The legally permissible uses were discussed in detail in the site analysis and zoning sections of this report. Based on our review of the zoning restrictions, the site can be developed with several different uses, including retail and commercial office uses.

Physical Possibility

The physical characteristics of the subject site were discussed in detail in the site analysis. Overall, a wide range of legally permissible uses would be physically possible, including a variety of commercial uses.

--------------------------------------------------------------------------------

================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

Financial Feasibility

The test of financial feasibility is put only to those uses which are legally permissible and physically possible. If the property is capable of generating a sufficient net income to cover the required rate of return on investment and provide a return to the land, then the usage is financially feasible within a defined price limit.

In our determination of financial feasibility we have analyzed current market rental rates for several different property types. The net income produced by the proposed or new improvements must provide a return above the cost to develop the property, including acquisition of the land.

Through a cost/income analysis we have determined that development of the subject site is not financially feasible at this time. Based on the analysis of supply and demand factors at the present time, rents achieved for retail and/or office uses would not support the cost of construction. Based on the aforementioned, we have determined that development of the subject site at the present time with a retail center is not currently feasible.

Maximum Profitability

The final test of highest and best use of the site as though vacant is the use be maximally productive, yielding the highest land value. Based on our feasibility analysis we have determined that land banking the subject site is the maximally productive use at the present time.

Conclusion: Highest and Best Use As Vacant

The concluded highest and best use of the subject as though vacant is land banking until such time that development of the site with a retail/commercial facility is financially feasible.

HIGHEST AND BEST USE AS IMPROVED

Legal Permissibility

As discussed, the subject site's zoning and legal restrictions permit a variety of land uses. Regardless, the site has been improved with a neighborhood shopping center. Based upon review of the City of Dunmore's Zoning Ordinance, it is our opinion that the improvements are within the established guidelines.

--------------------------------------------------------------------------------

================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the improvement analysis section of this report. Overall, the layout and positioning of the improvements is considered functional for shopping center use, and the floor plan is considered to be reasonable in comparison to other shopping centers in the area. The improvements have good retail features, have been adequately maintained, and are physically capable of sustaining their current use over the extended future.

Financial Feasibility

As with the highest and best use of the site as though vacant, the financial feasibility of the site as improved is market derived. Typically, for retail properties similar to the subject, the test of feasibility is based on the amount of rent that can be generated less operating expenses. If a residual amount exists after paying the various expenses, then the land is being put to a productive use. At present, the subject is 100% occupied. CB Commercial estimates that the appropriate stabilized market occupancy approximates 95%. Based on the historical and current operating status of the subject property, CB Commercial anticipates that the improvements are capable of providing an adequate return on the investment before any debt service requirements. Therefore, we conclude that the current use of the improvements is a financially feasible use of the property as improved.

Maximum Profitability

Similar to the highest and best use of the site as though vacant, the maximum profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use.

Conclusion: Highest and Best Use as Improved

Based on the foregoing discussions, CB Commercial concludes that the highest and best use of the property, as improved, is consistent with the existing use as a shopping center. There are no apparent alternative uses of the existing improvements that would produce a higher net income and/or value over time than the current use. The current use is a legally permissible use and appears to represent the highest and best use as improved.

Furthermore, CB Commercial does not believe that conversion of the improvements or demolition is warranted or financially feasible.

--------------------------------------------------------------------------------

                                                                       VALUATION

                                   VALUATION

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

                              APPRAISAL METHODOLOGY

The appraisal process is defined as an orderly program by which the problem is planned and the data involved is acquired, classified, analyzed and interpreted into an estimate of value. In this process three basic approaches to value are considered: Cost Approach, Sales Comparison Approach, and Income Capitalization Approach. In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

The final step in the appraisal process is reconciliation -- a process by which CB Commercial analyzes alternative conclusions and selects a final value estimate from among two or more indications of value. CB Commercial weighs the relative significance, applicability and defensibility of each approach as it relates to the type of property being appraised.

THE COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.

SALES COMPARISON APPROACH

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences with the final estimate derived based on the general comparisons.

--------------------------------------------------------------------------------

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of atypical conditions affecting the sales price. Although there have been few sales in the region, the sales that were gathered were utilized to form an opinion of value. However, given the lack of relevant sales data, we have not placed minimal reliance upon this approach and have used it to provide additional support to the Income Approach.

INCOME CAPITALIZATION APPROACH

The methodology of the Income Capitalization Approach is to determine the income-producing capacity of the property on a stabilized basis by estimating market rent from comparable rentals, making deductions for vacancy and collection losses and building expenses, then capitalizing the net income at a market-derived rate to yield an indication of value. The capitalization rate represents the relationship between net income and value.

Related to the direct capitalization method is the discounted cash flow method. In this method of capitalizing future income to a present value, periodic cash flows (which consist of a net income less capital costs, per period) and a reversion (if any) are estimated and discounted to a present value. The discount rate is determined by analyzing current investor yield requirements for similar investments.

Since investors are active in the marketplace for properties similar to the subject, the Income Capitalization Approach is particularly applicable to the appraisal problem at hand. There is an adequate quality and quantity of income and expense data available to render a reliable and defensible value conclusion. For income producing properties similar to the subject, the Income Capitalization Approach is considered to be the most reliable. Therefore, this approach has been employed as the primary methodology for this assignment.

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH

The Sales Comparison Approach provides an estimate of market value based on analyzing transactions of similar properties in the market area. The method is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing one with the same utility. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed.

There are various units of comparison available in the evaluation of sales data in this approach. The sale price per square foot is the most commonly used in this approach. The effective gross income multiplier (EGIM) is rarely used by market participants because of the inconsistencies in estimating effective or gross income, vacancy, and expense differences.

We conducted a thorough sales search for comparable shopping centers in the subject's market area. Through our sales search, we were able to identify a limited number of sales with similar characteristics to the subject. The following table summarizes what are considered to be the most recent and proximate comparable sales. Detailed write-ups of each comparable are included in the addendum.

=======================================================================================================================
                                          SUMMARY OF COMPARABLE RETAIL SALES
-----------------------------------------------------------------------------------------------------------------------
                                               Gross
 No.     Property Name/ Location     Sale     Leasable                        NOI            OAR          Sale Price
                                     Date     Area (SF)     Sale Price      Per S.F.                       Per S.F.
-----------------------------------------------------------------------------------------------------------------------
  1     15th & Allen St. Center      1/96       46,503      $4,242,000       $ 9.94         10.89%         $ 91.22
        1401-1451 Allen Street
        Allentown
        Lehigh County, PA

  2     Stefko Shopping Center       1/96      134,446      $5,618,000       $ 4.59         10.99%         $ 41.79
        Stefko Boulevard
        Bethlehem
        Northampton County, PA

  3     MacArthur Plaza              10/95      29,600      $3,831,667      $ 13.92         10.76%        $ 129.45
        2419 MacArthur Road
        Whitehall Township
        Lehigh County, PA

  4     Columbia Mall                7/95      351,364     $27,650,000       $ 8.42         10.70%         $ 78.65
        N/E/C Route 42 @ I-80
        Bloomsburg
        Columbia County, PA
-----------------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
=======================================================================================================================

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                              COMPARABLE SALES MAP

                               [GRAPHIC OMITTED]

Compiled by: CB Commercial Real Estate Group, Inc.

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF IMPROVED SALES

The sales reflect unit prices ranging from a low of about $41.79 to a high of approximately $129.45/SF with the significant difference reflecting the economics of the various centers. The sales all had high levels of occupancy and were in generally good condition. The difference in unit prices then were more directly tied to net operating income and investor yield rates.

The comparable sales presented offer a simplistic view of the market. Since only general details of existing income and expenses were available, specific analysis is nearly impossible. Accordingly, this method acts as a general gauge of the market and therefore will be utilized as support to our findings in the Income Approach.

Analysis

The following discussion analyzes the aforementioned comparables relative to the subject property.

Sale 1

      Sale number one, located at the intersection of 15th Street and Allen Street in Allentown, is a 46,503 square foot shopping center which sold in January of 1996 for $4,242,000 or $91.22/SF. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed circa 1950 and was in very good overall condition at the time of sale since it was recently renovated. Access, exposure, visibility and general locational attributes of the center are superior to the subject, however, the center is far smaller in size to the subject. Market conditions at the time of sale were similar to current market conditions. This sale's NOI is reportedly $462,049 or $9.94/SF indicating an overall rate of 10.89%. The economics of this property, at least in terms of NOI per square foot, is superior to the subject.

Sale 2

      Sale number two, located in the City of Bethlehem, consists of a single story community center which contains an aggregate 134,446 square feet. This center, known as the Stefko Shopping Center, sold in January of 1995 for $5,618,000 or $41.79/SF of gross leasable area (GLA). Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed in 1965 and appeared to be in average condition. The property's location with regard to access and visibility are considered superior to the subject. Furthermore, the center is significantly smaller than the subject. Market conditions at the time of sale were similar to current market conditions. The NOI was

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

      reportedly $617,577 ($4.59/SF) indicating an overall rate of 10.99%. This property operates at a level of net income that is similar to the subject.

Sale 3

      Sale number three, MacArthur Plaza, is located at 2409 MacArthur Road in Whitehall Township in Lehigh County, Pennsylvania. It is a 29,600 square foot shopping center which sold in October of 1995 for $3,831,667 or $129.45/SF. Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed circa 1988 and was in very good overall condition at the time of sale. Access, exposure, visibility and general locational attributes of the center are superior to the subject, however, the center is far smaller in size to the subject. Market conditions at the time of sale were similar to current market conditions. This sale's NOI is reportedly $412,122 or $13.92/SF indicating an overall rate of 10.76%. The economics of this property in terms of NOI per square foot is superior to the subject.

Sale 4

      Sale number four is located at the northeast quadrant of Route 42 and Interstate 80 in Bloomsburg, Columbia County, Pennsylvania and consists of a single story community center which contains an aggregate 351,364 square feet. This center, known as the Columbia Mall, sold in July of 1995 for $27,650,000 or $78.69/SF of gross leasable area (GLA). Property rights conveyed were the leased fee interest and the transaction was reportedly cash equivalent and arms-length. The shopping center was constructed in 1988 and appeared to be in good overall condition. The property's location with regard to access and visibility are considered superior to the subject. Furthermore, the center is significantly larger than the subject. Market conditions at the time of sale were similar to current market conditions. The NOI was reportedly $2,958,500 ($8.42/SF) indicating an overall rate of 10.7%. This property operates at a level of net income that is superior to the subject.

Net Operating Income Analysis

The net operating income level for the comparables ranged from $4.59 to $13.92 per square foot, per year. The subject has a projected NOI for the coming year of $181,496 or $4.00 per square foot reflecting full and stable occupancy. Given the correlation between price paid per square foot and NOI per square foot it would seem reasonable to conclude that the subject would sell below the range established by the comparable properties.

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

The following chart depicts the calculations involved in developing adjustment factors to be applied to the respective price per square foot units of comparison developed from the comparables employed.

================================================================================
                       NET OPERATING INCOME (NOI) ANALYSIS
--------------------------------------------------------------------------------
       Subject's NOI/SF
Sale   ----------------                 Sale Price  Adjustment    Adjusted $/SF
 No.   Sale's NOI/SF    Multiplier        $/SF                    for Subject
--------------------------------------------------------------------------------
  1        $4.00           0.40           $91.22     -$54.51          $36.71
           -----
           $9.94

  2        $4.00           0.87           $41.79      -$5.37          $36.42
           -----
           $4.59

  3        $4.00           0.29          $129.45     -$91.91          $37.54
           -----
          $13.92

  4        $4.00           0.48           $78.65     -$40.90          $37.75
           -----
           $8.42
================================================================================

For the most part, there is a direct correlation between the NOI/SF and sale price per square foot. As the net income level increases, so does the price paid per square foot. After adjusting the four sales, they support a range of value for the subject between approximately $36.00/SF to $38.00/SF. Based on our analysis, the subject's value would be approximately $38.00/SF. The subject has a total building area of 45,380 square feet. The value estimate via the Sales Comparison Approach is calculated as follows:

          ==========================================================
           Net Rentable Area of Subject        45,380 square feet
           Value per square foot             $38.00 per square foot
           Indicated Value:                        $1,724,440
                                                   ----------
           ROUNDED:                                $1,700,000
          ==========================================================

Overall, very little emphasis has been placed on this approach because of the quality of the data. It is used primarily as a check of the value derived via the Income Approach.

We estimate the as is market value of the leased fee interest in the subject property, via the sales comparison approach, as of May 15, 1996, is:

               --- ONE MILLION SEVEN HUNDRED THOUSAND DOLLARS ---
                                  ($1,700,000)

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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                         INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over period of time. The two common valuation techniques associated with the Income Capitalization Approach are direct capitalization and the discounted cash flow (DCF) analysis.

DIRECT CAPITALIZATION

Direct capitalization is the method used to convert a single year's estimate of income into a value indication. In direct capitalization, a precise allocation between return on and return of capital is not made because investor assumptions or forecasts concerning the holding period, pattern of income, or changes in value of the original investment are not simulated in the method. Direct capitalization is most appropriate when analyzing a stable income stream and in estimating the reversion at the end of a holding period. Using this method, the following sets forth the process:

      1. Estimate the Potential Gross Income (PGI) from all sources that a competent owner should be able to generate from a property based on existing and/or market rents.

      2. Deduct an estimate of Vacancy and Collection Loss (VCL) to arrive at an Effective Gross Income (EGI) estimate.

      3. Deduct operating expenses from the estimate of EGI. The result is an estimate of the stabilized Net Operating Income (NOI).

      4.    Estimate an Overall capitalization rate (R(o), or OAR).

      5. Divide the NOI by R(o), resulting in a value estimate at stabilized occupancy.

      6. Adjust the stabilized value to account for "As Is" condition, if applicable.

DISCOUNTED CASH FLOW ANALYSIS

The discounted cash flow (DCF) analysis is a detailed analysis used when the future income is expected to be variant, usually as a result of numerous lease obligations and/or anticipated changes in income and expenses. It is also particularly relevant when institutional buyers are the most likely purchasers of the subject because institutional buyers often place great weight on this analysis. The DCF analysis specifies the quantity, variability, timing, and duration of NOIs and cash flows. Selecting the proper yield rate (discount rate) is essential. CB Commercial must consider the target yield sought by investors as well as yields derived from comparable sales and/or market information. The methodology is:

      1. Estimate the before-tax cash flows for each period of a projected holding period net of any capital expenditures such as leasing expenses and tenant improvements.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

      2.    Estimate a discount rate and a terminal overall capitalization rate.

      3. Estimate a selling price, known as the reversion, for the end of the projected holding period.

      4. The cash flows and the reversion are then discounted to a present value estimate.

APPROPRIATE CAPITALIZATION METHOD

A number of factors were considered in evaluating the appropriateness of using the direct capitalization method and/or the DCF technique including the occupancy status, lease structures, above/below market rents and typical buyer behavior. As a result of considering the foregoing factors, both the DCF technique and the income capitalization technique are employed in this appraisal.

ESTIMATE OF MARKET RENT

Rent analysis involves both a study of market (comparable) rentals and the subject's existing rents (if any). Market rent is the rent that a property would most probably command in the open market; indicated by the current rents paid and asked for comparable space.

SUMMARY OF COMPARABLE RENTALS

CB Commercial surveyed competitive properties and lease transactions for comparison to the subject. The selected comparable rentals are summarized in the following chart with a map and discussions of each comparable provided on the following pages.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

===========================================================================================================================
                                      SUMMARY OF COMPARABLE SATELLITE SPACE RENTALS
---------------------------------------------------------------------------------------------------------------------------
          Center Name &                     Term   Start
 No.        Location           Tenant       (Yrs)   Date    Size      Rent/SF    Escalation            Comments
---------------------------------------------------------------------------------------------------------------------------
  1     Kingston Plaza     Everything       1 yr    9/95    6,500      $5.50      $950 Step            No Option
        Third Avenue       $0.99 Store     3 mos                                  in Year 2   % Rent = 3% over $1,191,660
        East of Pierce
        Street,
        Kingston, PA
---------------------------------------------------------------------------------------------------------------------------
  2     Mark Plaza         Spectrum Rents  5 yrs   10/95    3,600      $8.00      Flat for      1 5-yr Option @ $9.00/SF
        N/S Route 11,                                                               term
        Edwardsville, PA
                           Keens Floral    5 yrs    8/95    7,000      $8.00       Annual       1 5-yr Option @ $8.83/SF
                           Factory                                                 step-up      % Rent = 3% over Natural
                                                                                                       Breakpoint
                           Mattress Man    5 yrs    7/95    3,600     $11.50      Flat for             No Option
                           (Pad Site)                                               term        % Rent = 4% over Natural
                                                                                                       Breakpoint
---------------------------------------------------------------------------------------------------------------------------
  3     Birney Plaza       Everything      3 yrs   09/95    4,000      $7.00      Flat for      1 3 yr Option @ $7.50/SF
        N/S Route 11,      $0.99 Store                                              term       % Rent = 3% over $933,000
        Moosic, PA
---------------------------------------------------------------------------------------------------------------------------
  4     Triangle Plaza     Electronic      5 yrs   06/95    2,400     $11.50       Annual              No Option
        Route 115          Systems                                               Percentage            No % Rent
        Wilkes-Barre, PA                                                          increase
                           TCBY            5 yrs   03/95    2,200     $11.00       Annual            1 5 yr Option
                                                                                 Percentage            No % Rent
                                                                                  increase
                           Party City      10 yrs  05/94    9,910     $11.00      $1.65/SF             No Option
                                                                                   Step-up             No % Rent
---------------------------------------------------------------------------------------------------------------------------
  5     Gateway Plaza      Holiday Hair    3 yrs   06/94      950     $15.48       Annual              No Option
        N/S Route 11,      Fashions                                              Percentage            No % Rent
        Edwardsville, PA   (Renewal)                                              increase
                           McKenzie        3 yrs   06/94    3,080     $ 8.50       Annual              No Option
                                                                                 Percentage            No % Rent
                                                                                  increase
===========================================================================================================================
                                        SUMMARY OF COMPARABLE ANCHOR SPACE RENTALS
===========================================================================================================================
  6     Pottstown Center   Wal-Mart        20 yrs  07/95   121,267     $6.99      Flat for          6, 5-yr Options
        Montgomery Cty.                                                             term               No % Rent
        Pottstown, PA

  7     Route 6 Mall       K-Mart          25 yrs  03/95   119,229     $5.77      Flat for          10, 5-yr Options
        N/S Route 6,                                                                term      % Rent = 1% over $20,000,000
        Wayne County
        Honesdale, PA

  8     Bradford Towne     K-Mart          25 yrs  07/94    94,481     $5.00      Flat for          10, 5-yr Options
        Centre,                                                                     term      % Rent = 1% over $16,875,000
        Bradford County
        Wysox, PA

  9     Builder's Square   Builder's       25 yrs  03/94   106,400    $10.05      Flat for          10, 5-yr Options
        Center             Square                                                   term               No % Rent
        Cetronia Road
        Lehigh County
        Whitehall, PA
---------------------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
===========================================================================================================================

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================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                             COMPARABLE RENTALS MAP

                               [GRAPHIC OMITTED]

Compiled by: CB Commercial Real Estate Group, Inc.

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                                                  INCOME CAPITALIZATION APPROACH
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ANALYSIS OF COMPARABLE RENTALS

We have obtained comparable leases from shopping centers situated within the subject's regional market area which are summarized above. In terms of satellite space, comparables #1 through #5 indicate that the leased spaces range in size from 950 to 9,910 square feet which adequately represents the subject's square footage range. All the leases cited were signed between 1994 and 1995 and represent the most recent leasing activity in the competitive marketplace. The leases include a variety of uses and represent a similar tenant mix to the subject center. The above leases are considered to be generally similar to the subject in terms of condition, quality and location. We have examined the average effective rental rates of these comparables and determined that the effective rent is similar to the face rent, since their was no tenant improvements or free and escalation's were similar.

These comparable centers are located throughout the Scranton--Wilkes-Barre metropolitan region in competitive areas to the subject property. Furthermore, they are all similar in age to the subject and considered to be of a similar functional design. All of the retail leases were written on a triple net basis, whereby the tenants assume their proportionate share of operating expenses, real estate taxes, and insurance. The higher rates typically reflect smaller satellite spaces, while lower rental rates are typically negotiated for anchor sized spaces. We have also considered asking rental rates in our analysis, however, they were deemed to be less reliable than the leases presented. As a result, we have not included asking rentals.

The satellite space face rental rates ranged from $5.50/SF to $15.48/SF with a central tendency of $9.75/SF. However, the majority fell between $8.00/SF and $11.50/SF. The rents at the upper end of the range, or those in the $11.00/SF range best reflect the subject property's achievable rents. As a result, we have concluded to a rental rate within for the subject's satellite space of $11.00/SF. Based upon our analysis, we feel that a "net" rental rate of $11.00/SF is adequately supported.

The anchor leases, or comparables #6 through #9, ranged from $5.00/SF to $10.05/SF with an average lease rate of $6.95/SF. The anchor rents reflect a close range for a variety of locations with the exception of comparable #9. However, this lease to builder's Square has no percentage rent clause and, as a result, agreed to pay a higher basic rent. As a result, we have concluded to a rental rate within for the subject's anchor space of $6.00/SF. Based upon our analysis, we feel that a "net" rental rate of $6.00/SF is adequately supported.

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                                                  INCOME CAPITALIZATION APPROACH
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In addition to surveying comparable centers, we have also analyzed the most recent lease transactions at the subject center. Since there have been several recent leases at the subject property, these leases have been given substantial weight in our analysis of the subject's market rental rates. These leases are detailed below.

ANALYSIS OF SUBJECT LEASES

The following table summarizes the subject property's recent lease history.

==================================================================================================================
                                        SUMMARY OF RECENT SUBJECT LEASES
------------------------------------------------------------------------------------------------------------------
                                New /     Term                          Contract                    TI's    Free
           Tenant               Renew    (Years)     Date      Size       Rent       Escalation     / SF    Rent
------------------------------------------------------------------------------------------------------------------
Malcom's                         New        5        4/95      1,900    $ 11.50     $950 Step in    None    None
                                                                                       Year 2
Great Wall Chinese Rest.         New        10       1/95      1,900    $ 11.35        3%/Yr        None    None

Little Caesar's Pizza            New        5        4/94      1,900    $  9.25     $1,425 Step     None    None
                                                                                     in Year 2
------------------------------------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
==================================================================================================================

The typical lease at the subject property is triple net whereby the tenant is responsible for reimbursing the landlord for such expenses as real estate taxes, insurance, and common area maintenance (CAM). Recent retail leases at the subject range from $9.25/SF to $11.50/SF. The terms of the recent leases have typically been between five and 10 years which is similar to quoted market terms. Based on our survey of local leasing agents and owners, five year terms are most common with satellite tenants such as those found in the subject center. Therefore, for the purpose of our analysis, we have utilized a lease term of five years for all tenant suites for speculative renewals.

In our interviews with competing leasing agents and owners, we also inquired as to the market norm for rent escalations. Most of the agents agreed that one to three year leases are typically flat, with some sort of escalation or bump in five to 10 year leases. Recent leases at the subject either have annual percentage increases (generally 3%) or a periodic step-up. Regardless of the method of escalations, most of the subject and comparable leases have escalations which are intended to be similar to anticipated increases in the CPI. We have utilized an annual rental escalation in all speculative leases of 3.0%.

According to the subject leasing agent, TI's are typically not given, with the owner generally providing a " vanilla box" for new tenants and nothing for renewals. Retail space is typically taken "as-is" with the tenant fitting out their space to their own specifications. We project that no tenant alteration allowance would be provided for new or renewal leases.

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                                                  INCOME CAPITALIZATION APPROACH
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All of the leasing agents surveyed reported minimal if any free rent. A review of the subject lease abstracts indicated that no free rent was typically offered to tenants that leased space in the subject center over the past three to four years. Therefore, based upon the most recent leases written at the subject center as well as conversations with local leasing agents, we have projected that no free rent will be offered to prospective tenants.

CONCLUSIONS: MARKET RENT ESTIMATE FOR THE SUBJECT PROPERTY

Based on the previous analysis, the current market lease parameters for the subject property are estimated as follows:

================================================================================
                          CONCLUDED MARKET LEASE TERMS
                            (PER SQUARE FOOT / YEAR)
--------------------------------------------------------------------------------
         Category             Satellite Space             Anchor Space
--------------------------------------------------------------------------------
Market Rent                     $11.00 (NNN)               $6.00 (NNN)
Lease Term                        5 Years                   25 Years
Annual Escalation                   3.0%                      0.0%
Tenant Improvements                $0.00                      $0.00
Free Rent (Months)                0 Months                  0 Months
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

CONTRACT RENT

As discussed, the subject's leasable area is divided into five suites within one building. Currently, the subject is 100% occupied.

Through our research of the subject property, which included a complete review of lease abstracts, rent rolls (both current and historical), and detailed discussions with the on-site property manager, the following rent roll summary was utilized to detail currently leased suites and general information employed for this approach. Additionally, within the Addenda are copies of the tenant lease assumptions, generated by Pro-ject+ Plus, a computerized lease-by-lease analysis program.

Information submitted to us and contained in the Addenda provide additional support to the data and assumptions inputted for this method and is assumed to be correct and reliable. CB Commercial reserves the right to amend our input assumptions if any documentation is subsequently available which contradicts that assumed for this method. Located on the following page is the subject rent roll summary.

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                                                  INCOME CAPITALIZATION APPROACH
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======================================================================================================
                                 DUNMORE PLAZA - 1400 MONROE AVENUE
                                              RENT ROLL
------------------------------------------------------------------------------------------------------
                                                  Square                           Rent /     Annual
   Suite                   Tenant                  Feet      Begin      End         SF         Rent
------------------------------------------------------------------------------------------------------
     1       Price Chopper *                       26,475    1/67      11/00       $00.16    $  4,322
     2       Fay's Drugs                           13,205    12/84     11/04       $ 6.75     $89,134
     3       Little Caesars Pizza                   1,900    1/94      12/96       $ 9.25     $17,575
     4       Malcom's                               1,900    4/95       3/00       $11.50     $21,850
     5       Great Wall Chinese Restaurant          1,900    1/95      12/04       $11.35     $21,565
             Total Leased Square Feet              45,380        Average Rent:     $ 3.40    $154,446
             Vacant Space                               0
             Occupancy-Overall                       100%
------------------------------------------------------------------------------------------------------
* Price Chopper pays rent to Benjamin Brothers Pension Trust. Benjamin Brothers Pension Trust pays ground rent to Mark Centers Trust.
------------------------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
======================================================================================================

ANALYSIS OF TENANCY

The subject is comprised of regional and local tenants including Price Chopper, and Fay's Drug Store. Additionally, Little Caesar's Pizza is a national tenant. Overall, the quality of the tenancy is considered to be good for the area. Current rental rates range from $6.75/SF to $11.50/SF.

SPECIAL LEASE PROVISIONS AND ASSUMPTIONS

The following discussion summarizes any lease provisions and assumptions of special note.

Pending Leases

There are no pending leases.

Renewal Options

Options to renew at below or above market rent may have an impact on the valuation analysis. For example, if below market renewals are exercised, they may result in a downward impact on value. However, to the extent that re-tenanting costs are saved (rent loss during downtime, tenant improvements, leasing commissions, etc.), there may be an advantage in having the tenant renew at some rate below market rent in order to avoid these costs. The majority of recent leases at the subject have renewal options. Where applicable, if a tenants' option rent is below market, we have assumed that the tenant would exercise its renewal option. Conversely, if a tenants' option rent is above market, we have assumed that the tenant would not exercise its renewal option and terminate the lease.

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                                                  INCOME CAPITALIZATION APPROACH
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EXPENSE REIMBURSEMENTS

Current and future hypothetical retail leases which will encumber the subject property will be based upon triple net lease structures and are consistent with recent leases written at the subject property and the market in general. The tenants will be responsible for reimbursing the landlord for their pro rata share of operating expenses including their pro rata share of CAM, real estate taxes and insurance. The pro rata share calculations for future tenants are calculated by dividing the tenant's occupied rentable area by the gross leasable area of the center.

The following is a breakdown of the subject's historical recoveries and CB Commercial's projections for the proforma. It should be noted that the subject's operating statements are based on a fiscal year basis, beginning June 1 and continuing through May 31.

Expense Reimbursements

Expense reimbursements for the subject property consist of real estate taxes, insurance, and common area maintenance. Common area maintenance expenses consist utilities, management fees, general and administrative, cleaning and repairs and maintenance expenses. The subject's historical expense reimbursements are as follows:

                  ============================================
                              EXPENSE REIMBURSEMENT
                  --------------------------------------------
                           Year               Total $ Amount
                  --------------------------------------------
                            1993                 $144,616
                            1994                 $145,674
                            1995                 $136,023
                        1996 Budget              $129,048
                      Year 1 Pro Forma           $150,905
                  --------------------------------------------
                  Source: Mark Centers Trust
                  ============================================

The first year of our DCF model indicates reimbursements of $150,905. Historical expense reimbursements have fallen in recent years due in part to a drop in expenses as management has attempted to cut costs in recent years. The budgeted amount appears to be unreasonably low based upon projected expenses and reimbursement clauses for existing tenants.

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                                                  INCOME CAPITALIZATION APPROACH
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OTHER INCOME

This income category can be derived from several different sources including tenant service income, merchants association fees, late fee income, short-term storage income, professional services provided for the tenants by the landlord/management, ground rent as well as other miscellaneous sources. The only other source of additional income at the subject center is collected from a ground lease agreement which is abstracted as follows:

================================================================================
                       DUNMORE PLAZA GROUND LEASE ABSTRACT
================================================================================
Landlord:                                        Mark Centers Trust
Tenant:                                   Benjamin Brothers Pension Trust
Lease Commencement:                               January 1, 1967
Lease Term:                                           33 Years
Annual Base Rent Payment:                          $ 4,322 (Flat)
================================================================================

Benjamin Brothers Pension Trust pays ground rent to Mark Centers Trust for the land under the Price Chopper building. Price Chopper, in turn, pays and undisclosed amount of rent to Benjamin Brothers Pension Trust. At the termination of the ground lease, the building reverts back to Mark Centers Trust. Additionally, Price Chopper has three 5-year options for their space at a fixed minimum base rent of $78,895.56 per annum, or $2.98/SF of gross leasable area. All other terms of Price Chopper's lease remain the same.

PERCENTAGE RENT INCOME

In addition to the basic rental charges, the tenants are sometimes responsible for paying the landlord additional rent equal to a specified percentage of the tenant's gross sales made in, upon, or from the premises, over a breakpoint factor or according to a specific schedule. Three of the subject tenants have percentage rent clauses contained within their leases.

===================================================================================================================
                                             PERCENTAGE RENT CLAUSES
-------------------------------------------------------------------------------------------------------------------
                                                                                                      CBC's FY97
         Tenant            Breakpoint      Percent         Year        Gross Sales    % Rent Paid     Projection
-------------------------------------------------------------------------------------------------------------------
Price Chopper *            $6,311,040       1.25%          1994        $13,636,874      $30,115       $12,800,000
                                                           1995        $12,844,271      $38,804
                           $4,450,000       2.00%
Fay's Drugs                $5,000,000       1.50%          1994        $ 3,871,671      $     0        $2,800,000
                           $6,500,000       1.00%          1995        $ 2,855,679      $     0

Malcom's                    $364,166        6.00%          1994            N/A          $ 3,659         $390,000
                                                           1995         $390,583        $ 2,051
-------------------------------------------------------------------------------------------------------------------
* Price Chopper's percentage rent is offset by CAM and real estate tax recaptures.
-------------------------------------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
===================================================================================================================

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                                                  INCOME CAPITALIZATION APPROACH
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Given the aforementioned sales histories, we have projected the gross sales for each tenant as illustrated in the right column of the table. We have also projected that the gross sales figures will grow by 2.0% per annum over the course of the cash flow projection.

POTENTIAL GROSS INCOME

The potential gross income for the subject property is summarized as follows.

===========================================================================
               STABILIZED POTENTIAL GROSS INCOME (FY 1997)
---------------------------------------------------------------------------
                                                              Totals
---------------------------------------------------------------------------
Total Minimum Rent                                          $ 154,881
Expense Reimbursement
  - Common Area Maintenance Recovery                        $  45,563
  - Real Estate Tax Recovery                                $  53,749
  - Insurance Recovery                                      $     942
  - Percentage Rent                                         $  50,651
                                                            ---------
Potential Gross Income                                      $ 305,786
---------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
===========================================================================

VACANCY AND COLLECTION LOSS

This is an allowance for reductions in potential income attributable to vacancies, tenant turnover, and non-payment of effective rent. In the direct capitalization process, a market-derived, stabilized vacancy and collection loss estimate is subtracted from potential gross income in order to arrive at effective gross income. The subject property is currently 100% leased. Furthermore, the subject's competitive market exhibits a vacancy level of approximately 4.0%. Due to the long-term leases at the subject property, the average vacancy rate over the projected holding period, which is attributed to downtime between leases, approximates a minimal 1.0%. In addition to vacancy, we estimated a blended credit loss factor of 2.0% which takes into account both national and local tenants at the subject center. Therefore, the combined long-term vacancy and credit loss factor for the subject property amounts to approximately 3.0%. In the first year of our discounted cash flow analysis, the combined credit loss amounts to $3,889.

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                                                  INCOME CAPITALIZATION APPROACH
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EFFECTIVE GROSS INCOME

Given our estimate of potential gross income, other income, and a vacancy and collection loss, the estimated effective gross income is derived as follows:

       ========================================================
                   EFFECTIVE GROSS INCOME (FY 1997)
       --------------------------------------------------------
       Potential Gross Income:                      $ 305,786
       Less: Collection Loss                        $   3,889
                                                    ---------
       Effective Gross Income:                      $ 301,897
       ========================================================

Our estimate of effective gross income used in direct capitalization is $301,897. This figure is the same as the EGI in the first year of our cash flow in the discounted cash flow method.

OPERATING EXPENSE ANALYSIS

In projecting the revenues and expenses for the subject property, we have analyzed the historical figures for fiscal years 1993 through 1995 as well as management's forecast of revenues and expenses for fiscal year 1996. In addition, we have utilized the Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers publication to assist in our analysis. We have considered the category " Regions 1, 2 & 3 (East): Open Shopping Centers" as the most representative of the subject property. A summary of the average expenses taken from this publication increased at an inflationary rate to reflect our fiscal year 1997 analysis are presented as follows:

=======================================================
             COMPARABLE EXPENSE ANALYSIS
-------------------------------------------------------
         Expense Category                 P.S.F.
-------------------------------------------------------
  General & Administrative                $ 0.08
  Repairs & Maintenance                   $ 0.36
  Services                                $ 0.46
  Utilities                               $ 0.18
                                          ------
             Total CAM                    $ 1.08
  Real Estate Taxes                       $ 1.26
  Insurance                               $ 0.15
  Management Fees                         $ 0.41
Total Operating Expenses                  $ 2.90
-------------------------------------------------------
Source: Institute of Real Estate Management's 1995
Income/Expense Analysis: Shopping Centers
=======================================================

Our estimate of the subject's stabilized expenses are detailed as follows.

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                                                  INCOME CAPITALIZATION APPROACH
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Common Area Maintenance

The subject's historical and projected common area maintenance (CAM) expenses are as follows:

           ==========================================================
                        COMMON AREA MAINTENANCE EXPENSE
           ----------------------------------------------------------
                      Year                       Total $ Amount
           ----------------------------------------------------------
                        1993                          $47,635
                        1994                          $47,928
                        1995                          $40,040
                     1996 Budget                      $47,315

                 CB 1996 Projection                   $45,000
           ----------------------------------------------------------
           Source: Mark Centers Trust
           ==========================================================

Common area maintenance (CAM) charges generally includes various items such as general and administrative expenses, repair and maintenance expenses, utilities, and general services such as cleaning, landscaping, security, and common area insurance expenses. We project the total CAM expense in 1996, before management fees, at $45,000 or $0.99/SF. This is slightly lower than the average CAM expenses for the properties surveyed by IREM of $1.23/SF for open shopping centers in the east. However, the subject's historical expenses have ranged from $0.88/SF to $1.06/SF. Given the subject's historical CAM expense structure coupled with its effective age, occupancy and the services provided, the subject's projected CAM figure is considered reasonable.

Property Taxes

Historical and budgeted property tax expenses are as follows:

            ========================================================
                              PROPERTY TAX EXPENSE
            --------------------------------------------------------
                         Year                    Total $ Amount
            --------------------------------------------------------
                         1993                       $ 51,972
                         1994                       $ 49,188
                         1995                       $ 49,287
                      1996 Budget                   $ 49,356
                   Year 1 Pro Forma                 $ 53,086
            --------------------------------------------------------
            Source: Mark Centers Trust
            ========================================================

As discussed fully within the tax and assessment data section of the report, estimated taxes for fiscal year 1997 are projected to be $53,086. It appears that the 1996 budgeted taxes have not accounted for the 1996-1997 tax rate.

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                                                  INCOME CAPITALIZATION APPROACH
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Insurance

Historical and budgeted insurance expenses are as follows:

========================================================
                   INSURANCE EXPENSE
--------------------------------------------------------
             Year                    Total $ Amount
--------------------------------------------------------
             1993                       $ 8,735
             1994                       $ 4,743
             1995                       $ 5,999
          1996 Budget                   $ 7,416
      CB 1996 Projection                $ 7,400
--------------------------------------------------------
Source: Mark Centers Trust
========================================================

Insurance at the subject property includes both liability insurance and fire insurance. This expense has decreased from 1993 to 1995 to a level of $0.13/SF. We have placed primary emphasis on the subject's historical and 1996 budgeted insurance expenses and have estimated the insurance expense at $7,400, or $0.16/SF.

Professional Management Fee

In order to maintain the control of the property and subsequently ensure the stream of income that it generates, it is necessary to employ either internal or outside management. This expense is non-recoverable. In the case of the subject property, the property is managed internally and no management expense has been reflected in historical statements. Typical professional management fees in the local market range from 1.0% to 5.0% of effective gross income. Based upon the size and nature of the subject improvements, we have applied a management expense of 3.0% of effective gross income. Because management is calculated based on a percentage of effective gross income, this expense will vary each year because of fluctuations in the income stream. In the first year of our analysis, this expense equates to $9,057 or $0.20/SF.

Replacement Reserves

This expense typically represents a reserve for future replacement of long-lived items. The amount of reserve and whether it is included or not in the direct capitalization and DCF analyses depends on the actions reflected by buyers and sellers in the local market. Based on the available comparable data and discussions with brokers and investors, replacement reserves generally range from $0.10/SF to $0.20/SF for retail properties of similar quality and condition as the subject. Given the subject's average condition, we have estimated this expense at $0.10/SF or $4,538 in 1996 increasing at our projected annual expense growth rate

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                                                  INCOME CAPITALIZATION APPROACH
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of 3.0%. Based on discussions with local market participants, replacement reserves are typically subtracted in calculating NOI when determining the cash flow in the DCF analysis.

Total Concluded Operating Expenses

The concluded stabilized operating expenses for the subject total an estimated $119,081, or $2.62 per rentable square foot. This total expense estimate is for the first year of our proforma and incorporates fiscal year conversions not reflected in the previous 1996 calendar year estimates. The expense is slightly lower than the average indicated by IREM ($2.90/SF) but judged reasonable given the historical and budgeted operations of the subject.

CAPITALIZATION RATE

There are several methods for deriving an overall capitalization rate for direct capitalization. A common method for establishing an overall capitalization rate for properties similar to the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists. While derivation of capitalization rates from comparable sales is preferable, we were unable to obtain adequate income and expense data to employ this method from the sales used within the Sales Comparison Approach. Therefore, the investor survey method is used as the primary approach in deriving our overall capitalization rate. The subject property is a retail shopping center that would be attractive to either a local or a national investor. The category in the published investor survey most comparable to the subject is class B neighborhood shopping center. The investors typically interviewed for the survey are regional or national investors associated with pension funds, REIT's, insurance companies, financial institutions, etc. The information below is taken from CB Commercial most recent National Investor Survey (first quarter 1996).

====================================================================================================
                                    SUMMARY OF INVESTOR SURVEY
                                   OVERALL CAPITALIZATION RATES
                              NEIGHBORHOOD SHOPPING CENTERS - CLASS B
----------------------------------------------------------------------------------------------------
              Investor Survey                    R(o) Range        Average      Date of Survey
----------------------------------------------------------------------------------------------------
CB Commercial National Investor Survey         9.0% - 11.5%         10.3%     First Quarter, 1996
----------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
====================================================================================================

The previous survey indicates an overall range of 9.0% to 11.5% for neighborhood shopping centers with an average of approximately 10.3%. The capitalization rate reflects the quality and duration of the income stream as well as the physical characteristics of the property. The

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                                                  INCOME CAPITALIZATION APPROACH
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tenant mix at the subject center is considered to be good for the area with mostly regional tenants. The largest tenant at the subject, Price Chopper, is a regional tenant. The Price Chopper lease does not expire until the year 2000 and the second largest tenant, Fay's Drug Store, has a lease which extends to the year 2004. Lease expiration is fairly even throughout the holding period which reduces risk. The center is currently 100% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional neighborhood center of average quality and in average overall condition. In addition, the subject is situated in an average retail location with relatively low volumes of traffic.

In addition, we have included market-extracted overall rates as presented below.

===============================================================================
                  MARKET-EXTRACTED OVERALL CAPITALIZATION RATES
--------------------------------------------------------------------------------

  No            Property Name/ Location                            OAR
--------------------------------------------------------------------------------
  1    15th & Allen St. Center
       1401-1451 Allen Street, Allentown                          10.89%
       Lehigh County, PA

  2    Stefko Shopping Center
       Stefko Boulevard, Bethlehem                                10.99%
       Northampton County, PA

  3    MacArthur Plaza
       2419 MacArthur Road, Whitehall Township                    10.76%
       Lehigh County, PA

  4    Columbia Mall
       N/E/C Route 42 @ Interstate-80, Bloomsburg                 10.70%
       Columbia County, PA
--------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
===============================================================================

The market extracted overall rates indicate a range from a low of 10.70% to a high of 10.99% with a central tendency of 10.84%. These overall rates coincide with the rates indicated by CB Commercial's National Investor Survey.

Based upon this survey and the factors discussed above, an 10.5% overall capitalization rate (towards the middle of the range) appears to be appropriate for the subject property.

Direct Capitalization Summary

A summary of the direct capitalization method as applied to the subject property is illustrated in the following table:

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                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                               1400 MONROE AVENUE
                          DIRECT CAPITALIZATION SUMMARY
--------------------------------------------------------------------------------
                  Category                      Total                    P.S.F.
--------------------------------------------------------------------------------
Income
    Total Market Rent                          $ 154,881                $  3.41
    Recovery Income                              100,254                   2.21
                                             -----------               --------

    Gross Rental Income                        $ 255,135                 $ 5.62
      Less: Vacancy and Credit Loss               (3,889)                (0.09)
      Plus: Other Income                               0                   0.00
      Plus: Percentage Rents                 $    50,651                   1.12
                                             -----------               --------
    Effective Gross Income                     $ 301,897                $  6.65

Expenses
     Common Area Maintenance (CAM)              (45,563)                 (1.00)
     Real Estate Taxes                          (53,750)                 (1.18)
     Insurance                                  ( 7,493)                 (0.17)
     Management Fees                            ( 9,057)                 (0.20)
     Replacement Reserves                        (4,538)                 (0.10)
                                             -----------               --------
     Total Expenses                          $ (120,401)               $ (2.65)
       OER                                           40%

Net Operating Income                           $ 181,496                $  4.00
     CAPITALIZATION OF NOI:
     @10.5%                                  $ 1,728,533               $  38.09

Reconciled Value                             $ 1,700,000               $  37.46
--------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The concluded market value of the subject property, based on the direct capitalization method, is $1,700,000.

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                                                  INCOME CAPITALIZATION APPROACH
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DISCOUNTED CASH FLOW ANALYSIS

Our DCF assumptions are summarized as follows. Most of the following assumptions have been discussed and supported within prior sections of the report. A discussion of the discount rate, terminal capitalization rate and holding period follow the assumptions summarized below.

================================================================================
                   SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS
                               1400 MONROE AVENUE
--------------------------------------------------------------------------------

  General Assumptions
      Start Date                                      June 1, 1996
      Terms of Analysis                                 10 years
      Basis (Calendar /  Fiscal)                         Fiscal
      Software                                       Project + Plus
  Growth Rate Assumptions
      Expenses                                            3.0%
      Market Rent                                         3.0%
      Real Estate Taxes                                   3.0%
      Inflation (CPI)                                     3.0%
  Market Rent Assumptions
      Anchor                                          $ 6.00 (NNN)
      Satellite                                       $11.00 (NNN)
  Leasing Assumptions
      Lease Term                                         5 Years
      Renewal Probability                                  50%
      Weighted Average of:
        Tenant Improvements                               $0.00
        Months of Free Rent                                 0
        Leasing Commissions (Cashed-Out)                  4.5%
        Down Time Between Leases                        6 Months
  Tenant Assumptions
                                                   Existing tenant leases were
                                                   entered at contract rent and
                                                   terms. Speculative renewals
                                                   assume tenants will pay base
                                                   rent plus their pro rata
                                                   share of CAM, real estate
                                                   taxes and insurance.
                                                   Contractual recoveries were
                                                   input into the model per
                                                   their respective leases.
  Miscellaneous Assumptions
      Credit Loss                                         2.0%
      Avg. Occupancy Over Projection Period                99%
      Structural Maintenance/ Reserves ($/SF)            $ 0.10

  Financial Assumptions
      Discount Rate (IRR)                                12.50%
      Terminal Overall Capitalization Rate (R(O))        11.00%
      Costs of Sale                                       2.00%
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

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                                                  INCOME CAPITALIZATION APPROACH
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DISCOUNT RATE ANALYSIS

A discount rate is a rate of return on capital utilized to capitalize future payments or receipts to present value. It is based on the time value of money concept. For appraisal purposes, the rate used to convert income to property value should represent the annual rate of return necessary to attract investment capital. The rate is influenced by many considerations, including the degree of apparent risk, market attitudes with respect to future inflation, the prospective rates of return for alternative investment opportunities, supply of and demand for mortgage funds, and the availability of tax shelters. Because rates of return used in income capitalization represent prospective rates, as distinguished from historical rates, special consideration is given to market perceptions of risk and changes in purchasing power.

Although it is not possible to prove conclusively the suitability of a particular rate of return on the basis of market evidence, the chosen rate should be consistent with the available evidence. Rate selection requires judgment and knowledge concerning prevailing market attitudes and economic indicators. Both the discount rate and the reversionary capitalization rate must reflect the relative risk perceived by investors for the specific market being studied. Generalities must be avoided. To determine such rates, we have used surveys of real estate investors analyzed and adjusted for comparative returns found in the capital markets.

National investor surveys include data on investors operating regionally and nationally, such as representatives of insurance companies, commercial banks, pension funds, investment banking firms, syndication firms, and investment advisory firms. Such companies invest in all types of properties, including office buildings, retail shopping centers, hotels, apartment complexes, and industrial facilities. These surveys are valuable for determining general parameters but must be honed to the local market.

Based on surveys from CB Commercial Real Estate Group Inc. for the first quarter 1996, investment criteria for numerous market participants including investors that would be in competition for acquiring a property such as the subject are illustrated below.

==================================================================================================================
                                   FIRST QUARTER 1996 NATIONAL INVESTOR SURVEY
                                      CLASS B NEIGHBORHOOD SHOPPING CENTERS
==================================================================================================================
    TYPE OF FIRM              OVERALL CAP. RATES                GENERAL          DISCOUNT          REAL RATE
                    ----------------------------------------   INFLATION           RATE            OF RETURN
                         GOING-IN            TERMINAL                             (IRR)              (RRR)
==================================================================================================================
Range:                    9-11.5              10-12               2-4            12-14.5            9.5-11
Average                    10.3                10.8               3.1              13.1              10.1
==================================================================================================================
Change from                 -20                +10                -40              +50               +190
 3rd Qtr Survey
==================================================================================================================

Source: CB Commercial Real Estate Group Inc. - 1st Quarter 1996

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

We have surveyed national real estate investors for their investment criteria when purchasing real estate such as the subject. Investor expectations for inflation range from 2% to 4%, with an average of 3.1%. We have selected an inflation rate for our analysis of 3.0%. The discount rate reflects the quality and duration of the income stream as well as the physical and locational characteristics of the property. As discussed within the overall rate section, the tenant mix at the subject center is considered to be good for the area with mostly regional tenants. Moreover, lease expiration is fairly even throughout the holding period which reduces risk. The center is currently 100% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional neighborhood center of average quality and in average overall condition. In addition, the subject is situated in an average retail location with relatively low volumes of traffic.

In general, the discount rate (IRR) is comprised on a safe rate (usually Treasuries) and a risk premium. The risk premium is difficult to quantify but with sound logic a reasonable rate can be ascertained. The chart presented below graphically depicts real estates position within the risk/reward graph.

                    INVESTOR RISK VERSUS RETURN REQUIREMENTS

Anticipated Return

                                                                   _ Real Estate

                                                      _ Common Stocks

                                           _ Corporate
                                           Bonds

                          _ Mortgage Backed
                          Securities

          _ Municipal Bonds

_ T - Bills

                                                                   Riskless Rate

--------------------------------------------------------------------------------
Perceived Level of Risk

US Treasury notes and bonds are considered risk free since they are backed by the United States government. Their rates only fluctuate with perceived inflation. The use of this, or any short term investment including the prime rate or LIBOR is meaningless when compared to an investment with a 10 year holding period. Accordingly, as a starting point, we only considered

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

risk free or nearly risk free investments with a maturity of 10 years. These include Treasuries, corporate bonds and municipal bonds. Adjusted for daily fluctuations, these debt offerings are yielding 5.59% to 8.25%. Mortgaged backed securities generally tend to fall above these instruments. The next layer of risk would include debt rated as low as BBB. These notes are yielding as much as 10%. Long-term mortgages are also yielding over 10% considering the mortgage constant on a note priced at 250 to 300 basis points over comparable Treasuries. Riskier investments such as junk bonds vary widely from 12% to 22% on an unleveraged basis. Real estate, as indicated on the chart above falls between common stock (10%) and junk bonds (16%). To eliminate the burden of illiquidity, REIT's and similar investments are being created. They represent a quasi-real estate opportunity. REIT's are currently providing dividends ranging from 6% to 8% but offer potential yields of 15% to 20%

Various financial instruments are yielding between 5.59% and 8.25% depending upon the type of investment as indicated on the chart below based on data obtained from the Federal Reserve Statistical Release for the week ending May 17, 1996. It should be noted that over the past year we have witnessed an increase in the interest rate of all of the following instruments.

===============================================================================
INSTRUMENT                                                      RATE
-------------------------------------------------------------------------------
Prime Rate                                                      8.25%
-------------------------------------------------------------------------------
Municipal Bonds                                                 5.96%
-------------------------------------------------------------------------------
Short-Term Treasury Securities (1 year)                         5.59%
-------------------------------------------------------------------------------
Long Term Treasury Securities (10 years)                        6.68%
-------------------------------------------------------------------------------
Corporate Aaa Bonds (10+ years)                                 7.57%
-------------------------------------------------------------------------------
Corporate Baa Bonds (10 + years)                                8.25%
===============================================================================

The risk premium is the rate added to Treasuries to account for illiquidity, the capital markets and the economy. Whether the risk premium decreases in the near term is dependent solely on inflation, the growth of the economy and capital markets. During 1995, the Federal Reserve decreased interest rates in order to stimulate a sluggish economy. The low rates have continued during the early portion of 1996, however, have recently begun to ascend. Over the longer term, as the existing supply of space is absorbed, the risk premium will decrease.

Based on the above, we feel that the current required rate of return (IRR) for the subject would fall slightly below the middle of the range at 12.5%. This reflects the quality, quantity and cash flow risk associated with the subject property. As such, we have utilized a discount rate of 12.5% in our analysis.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

TERMINAL RATE

To estimate the appropriate terminal capitalization rate, we have considered the rates reflected in the investment criteria outlined above for both going-in and terminal capitalization. Typically, under stable market conditions, the terminal capitalization rate will be greater than the going-in rate to reflect the risk associated with the holding period. Typically 50 to 100 basis points are added on to the going-in cap rate under stable market conditions to account for the additional risk. Furthermore, our national investor survey also indicated an average terminal capitalization 50 basis points greater than the going-in rate.

It is evident by historical and current performance of the center and it is our opinion that the subject property will encounter average-to-good market acceptance in the future. It is our opinion that a terminal capitalization rate of 11.0% is the most appropriate for the subject property.

A 2% deduction for costs of sale has been utilized to reflect the net reversionary value.

HOLDING PERIOD

To apply the discounted cash flow analysis, an estimate must be made of the appraised property's holding period based on typical investors' motives in the local market. Historical investment holding periods of similar shopping centers typically have ranged from 10 to 15 years. A 10- to 15- year holding period was analyzed to test the property's sensitivity to roll-overs. A 10-year holding period was selected.

Our discounted cash flow analysis is presented on the following page.

--------------------------------------------------------------------------------

                         Dunmore Plaza Shopping Center
                                Cash Flow Report

---------------------------------             ----------------------------------
Building Size              45,380             Reconciled Value            $1,821
Cost of Sales              2.000%             Value per SF                $40.13
Hold Period (Years)        10                 % Residual of Recon. Value   39.2%
Reduce Residual by Cap Exp Yes                Direct Cap Rate             11.00%
Residual Discount Rate     12.50%             Direct Cap Value            $1,649
---------------------------------             ----------------------------------

Compounded
   Ann.                          --------------------------------------------------------------------------------------------------
   Ave.                            1996     1997     1998     1999     2000     2001     2002     2003     2004     2005     2006
  Growth                         --------------------------------------------------------------------------------------------------
  5.02%   BASE RENT               154,881  156,932  158,428  159,251  198,035  236,675  238,267  239,858  236,004  253,461  252,826
  N/A      Free Rent                    0        0        0        0        0        0        0        0        0        0        0
  2.88%    Expense Recoveries     100,254  103,262  106,359  109,550  112,836  116,221  119,710  123,300  124,597  130,326  133,203
  1.95%    Percentage Rent         50,651   27,998   30,002   31,871   33,129   35,200   37,294   39,408   40,843   40,126   41,614
                                 --------------------------------------------------------------------------------------------------
  3.41%   GROSS INCOME            305,786  288,192  294,789  300,672  344,000  388,096  395,271  402,566  401,444  423,913  427,643
  1.69%    Credit / Vacancy Loss   (3,889)  (3,949)  (4,015)  (4,065)  (4,117)  (4,183)  (4,254)  (4,327)  (4,230)  (4,603)  (4,600)
  N/A      Miscellaneous Incomes        0        0        0        0        0        0        0        0        0        0        0
                                 --------------------------------------------------------------------------------------------------
  3.43%   EFFECTIVE GROSS INCOME  301,897  284,243  290,774  296,607  339,883  383,913  391,017  398,239  397,214  419,310  423,043
  3.03%   TOTAL EXPENSES          120,458  123,268  126,907  130,627  135,577  140,659  144,746  148,954  153,032  157,930  162,402
                                 --------------------------------------------------------------------------------------------------
  3.69%   NET OPERATING INCOME    181,439  160,975  163,867  165,980  204,306  243,254  246,271  249,285  244,182  261,380  260,641
  N/A      Commissions                  0        0        0        0        0        0        0        0    4,886    4,886    5,184
  N/A      Tenant Improvements          0        0        0        0        0        0        0        0        0        0        0
  N/A      Capital Additions            0        0        0        0        0        0        0        0        0        0        0
                                 --------------------------------------------------------------------------------------------------
  N/A     TOTAL DEDUCTIONS              0        0        0        0        0        0        0        0    4,886    4,886    5,184
                                 --------------------------------------------------------------------------------------------------
  3.48%   CASH FLOW               181,439  160,975  163,867  165,980  204,306  243,254  246,271  249,285  239,296  256,494  255,457

          TOTAL CASH FLOW         181,439  160,975  163,867  165,980  204,306  243,254  246,271  249,285  239,296  256,494  255,457
                                 --------------------------------------------------------------------------------------------------
           Debt Service               N/A      N/A      N/A      N/A      N/A      N/A      N/A      N/A      N/A      N/A      N/A
                                 --------------------------------------------------------------------------------------------------
          CASH FLOW AFTER DEBT    181,439  160,975  163,867  165,980  204,306  243,254  246,271  249,285  239,296  256,494  255,457
                                 --------------------------------------------------------------------------------------------------
          CUMULATIVE SURPLUS          N/A      N/A      N/A      N/A      N/A      N/A      N/A      N/A      N/A      N/A      N/A
                                 --------------------------------------------------------------------------------------------------


          --------------------------------------------------------------------------------------------------------------------------
          Implied Overall Rate       9.96%    8.84%    9.00%    9.11%   11.22%   13.36%   13.52%   13.69%   13.41%   14.35%   14.31%
          Cash on Cash Return        9.96%    8.84%    9.00%    9.11%   11.22%   13.36%   13.52%   13.69%   13.14%   14.08%   14.03%
          --------------------------------------------------------------------------------------------------------------------------

================================================================================
                               NOI and CF Trends

                              [Line Graph Omitted]

================================================================================

--------------------------------------------------------------------
                           Sale/Yield Matrix (000's)
                               Terminal Cap Rate

                    ------------------------------------------------
          Disc Rate       10.75%      11.00%      11.25%      11.50%
--------------------------------------------------------------------
             12.00%        1,896      1,879       1,862       1,846
                    ------------------------------------------------
             12.25%        1,866      1,849       1,833       1,818
                    ------------------------------------------------
             12.50%        1,838      1,821       1,805       1,790
                    ------------------------------------------------
             12.75%        1,809      1,793       1,778       1,763
                    ------------------------------------------------
             13.00%        1,782      1,766       1,751       1,736
                    ------------------------------------------------
             13.25%        1,755      1,739       1,724       1,710
--------------------------------------------------------------------

====================================================================

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW CONCLUSION

We used "PRO-JECT +plus" computer software to create a cash flow model for a long term hold. Reference is made to the "Annual Cash Flow Report", generated by the Pro-ject software, on the previous page which provides a summary of cash flow from all sources. We utilized a 10-year holding period and have discounted the cash flow on a fiscal year basis from 1997 to 2006. The cash flow incorporates the terms of existing leases during the analysis period and our assumptions regarding the lease-up of vacant space. It also calculates renewal rentals when leases expire based on current market rent escalated at a growth factor. In addition, a forecast was made for 15 years to check for any irregularities in the income stream which may artificially affect the reversionary sale price. It should be noted that based on our analysis of the extended holding period indicated that there was no irregularities. We capitalized the 11th year net operating income to determine the reversionary value at the end of year 10.

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The preceding analysis indicates the following conclusions:

           ==========================================================
                      INCOME CAPITALIZATION APPROACH VALUES
           ----------------------------------------------------------
           Method                                   Indicated Value
           ----------------------------------------------------------
           Direct Capitalization                      $ 1,700,000
           Discounted Cash Flow                       $ 1,800,000
           ----------------------------------------------------------
           Source: CB Commercial Real Estate
           ==========================================================

Greater emphasis is placed on the DCF analysis because it is the method likely to be used by a typical investor. As a result, based on the Income Capitalization Approach, CB Commercial concludes a value estimate for the subject property of $1,800,000. This equates to $39.67 per rentable square foot.

--------------------------------------------------------------------------------

                                   CONCLUSION

                                                                      CONCLUSION

================================================================================
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

                             RECONCILIATION OF VALUE

CB Commercial was instructed to estimate the market value of the leased fee interest in the subject property. The value conclusions for each applicable approach are summarized below.

===========================================================================
                       SUMMARY OF VALUE CONCLUSIONS
---------------------------------------------------------------------------
Cost Approach                                         N/A
Sales Comparison Approach                         $ 1,700,000
Income Capitalization Approach                    $ 1,800,000
---------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
===========================================================================

The Income Capitalization Approach is considered the most persuasive method for valuing the subject property. This approach is predicated on the principle of anticipated economic benefits and, therefore, best reflects the investment characteristics of the subject. Properties such as the subject are typically purchased by investors; thus, this approach must closely parallels the anticipated analysis that would be employed by the most typical purchaser. Since the subject property has a number of existing leases with a variety of terms, the DCF technique best models the future cash flow stream to a prospective buyer.

The Sales Comparison Approach is predicated on the principle that an investor would pay no more for an existing property than for a comparable property with similar utility. This approach is contingent on the reliability and comparability of available data. The data developed was considered sufficiently reliable to reach a value conclusion by the Sales Comparison Approach. However, due to the lack of truly comparables sales in recent years, this method is given secondary consideration in the reconciliation.

The Cost Approach is predicated on the principle that an investor would pay no more for an existing property than it would cost to acquire land and construct a building with similar utility. Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Furthermore, due to the age of the subject and current market conditions, accrued depreciation would be substantial and difficult to estimate. An investor would not use the Cost Approach due to the imprecise nature of estimating the accrued physical, functional, or external depreciation affecting the improvements. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.

--------------------------------------------------------------------------------

================================================================================
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

The final value conclusion and the approaches relied upon give strong consideration to the market behavior of the typical buyer and current market environment for the property appraised.

Based on the foregoing analysis, it is concluded that the market value of the leased fee interest in the subject property, subject to the assumptions and limiting conditions, as of May 15, 1996, is:

                   ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS
                                  ($ 1,800,000)

This value is subject to all of the assumptions and limiting conditions stated throughout the report, including specific assumptions and limiting conditions.

--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to total that would adversely affect marketability or value. CB Commercial is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Commercial, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. It is assumed that improvements have been constructed or will be constructed according to approved architectural plans and specifications and in conformance with recommendations contained in or based upon any soils report(s).

      Unless otherwise specifically noted in the body of this report, it is assumed: that any existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are, or will be upon completion, in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that it or they will withstand any known elements such as windstorm, hurricane, tornado, flooding, earthquake, or similar natural occurrences; and, that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Commercial professionals are not engineers and are not competent to judge matters of an engineering nature. CB Commercial has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Commercial by ownership or management; CB Commercial inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Commercial was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Commercial reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Commercial has no knowledge of the existence of such materials on or in the property. CB Commercial, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

      We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Commercial. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels

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================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

      of operation.

5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Commercial has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Commercial reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Commercial of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Commercial will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CB Commercial assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CB Commercial is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Commercial does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Commercial.

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Commercial to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Unless otherwise noted in this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CB Commercial nor may this report or copies hereof be transmitted to third parties without said consent, which consent CB Commercial reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also

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================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

      exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express written consent of CB Commercial which consent CB Commercial reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Commercial shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area have been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Commercial unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Commercial assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Commercial assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CB Commercial assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Not withstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Commercial has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Commercial has no specific information relating to this issue, nor is CB Commercial qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.

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================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

24. For our analysis, we have relied on the information provided by the detailed rent roll and information provided by the subject leasing agent. We have assumed all information is correct. Furthermore, we have assumed all leases out for signature will be returned signed, and executed as of the date indicated to us by the leasing agent. We reserve the right to amend this appraisal should any of this information be later found to be incorrect.

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================================================================================
                                                                         ADDENDA
--------------------------------------------------------------------------------

                                     ADDENDA

--------------------------------------------------------------------------------

================================================================================
                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

                                   ADDENDUM A

--------------------------------------------------------------------------------

================================================================================
                                                    ADDENDUM A GLOSSARY OF TERMS
--------------------------------------------------------------------------------

                                GLOSSARY OF TERMS

assessed value Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

cash equivalency The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract, coupon, face, or nominal rent The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

coupon rent
   See Contract, Coupon, Face, or Nominal Rent

effective rent 1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. **
   2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

face rent
   See Contract, Coupon, Face, or Nominal Rent

fee simple estate Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. **

floor area ratio (FAR) The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. **

full service lease  A lease in which rent covers all operating expenses.
   Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

gross building area (GBA) The sum of all areas at each floor as measured to the exterior walls.

insurable value Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

investment value Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be established by an expert on real estate and its value, that is, an appraiser. +

leased fee
   See leased fee estate

--------------------------------------------------------------------------------

================================================================================
                                                               GLOSSARY OF TERMS
--------------------------------------------------------------------------------

leased fee estate An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.**

leasehold
   See leasehold estate

leasehold estate The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.**

load factor The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

market value "as if complete" on the appraisal date Market value as if complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

market value "as is" on the appraisal date Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

market value Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.ss.

marketing period The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. **

net lease Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA)  1) The area on which rent is computed. 2) The Rentable
   Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

nominal rent
   See  Contract, Coupon, Face, or Nominal Rent

prospective future value "upon completion of construction" Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value estimate at this stage is stated in current dollars unless otherwise indicated.

prospective future value "upon reaching stabilized occupancy" Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all

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================================================================================
                                                               GLOSSARY OF TERMS
--------------------------------------------------------------------------------

  improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value estimate at this stage is stated in current dollars unless otherwise indicated.

reasonable exposure time The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market. **

rent
   see
   full service lease
   net lease
   contract, coupon, face, or nominal rent
   effective rent

shell space Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

Usable Area 1) The area actually used by individual tenants. 2) The Usable Area of an office is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

use value  Use value is a concept based on the productivity of an economic good.
   Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale. +

value appraised During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time. See also market value "as is" on the appraisal date

market value "as if complete" on the appraisal date

prospective future value "upon completion of construction"

prospective future value "upon reaching stabilized occupancy"

--------------------------------------------------------------------------------

================================================================================
                                               ADDENDUM B ADDITIONAL PHOTOGRAPHS
--------------------------------------------------------------------------------

                                   ADDENDUM B
                             ADDITIONAL PHOTOGRAPHS

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================================================================================
                                               ADDENDUM B ADDITIONAL PHOTOGRAPHS
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                         LOOKING NORTH ON MONROE AVENUE

                               [GRAPHIC OMITTED]

                         LOOKING SOUTH ON MONROE AVENUE

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================================================================================
                                            ADDENDUM C IMPROVED COMPARABLE SALES
--------------------------------------------------------------------------------

                                   ADDENDUM C
                            IMPROVED COMPARABLE SALES

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                                                                     RETAIL SALE
================================================================================

Location Data
     Property Name:                         15th & Allen Street Shopping Center
     Location:                              1401-1451 Allen Street
     City:                                  Allentown
     County:                                Lehigh
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               G9SW3A-14-4
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Neighborhood
     Land Area:                             4.12 Acres
     Excess Land:                           None
     Gross Leasable Area:
       Anchors:
          Laneco Supermarket                25,000 SF
        Local Tenant GLA:                   21,503 SF
        Anchor Tenant GLA:                  25,000 SF
        Total GLA:                          46,503 SF
        GLA Purchased:                      46,503 SF
     Year Built:                            1950
     Parking:                               Adequate
     Condition:                             Average
     Exterior Walls:                        Masonry

Sale Data
     Transaction Type:                      Sale
     Date of Transaction:                   01/96
     Marketing Time:                        N/A
     Grantor:                               Carriage Associates L.P.
     Grantee:                               Allenbeth Associates L.P.
     Document No.:                          1558/220
     Sale Price:                            $4,242,000
     Financing:                             Market Terms
     Cash Equivalent Price:                 $4,242,000
     Required Capital Cost:                 $0
     Adjusted Sales Price:                  $4,242,000
     Verification:                          Public Records

Financial Data
     Assumptions & Forecast:                Buyer
     Occupancy at Sale:                     100
     Existing or Pro Forma Income:          N/A
                                            TOTAL          P.S.F.
                                            -----          ------
     Potential Gross Income:                N/A            N/A
     Vacancy and Credit Loss:               N/A            N/A
     Effective Gross Income:                N/A            N/A
     Expenses:                              N/A            N/A
     Net Operating Income:                  $462,049       $9.94

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                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis

     Buyers Underwriting Criteria:
     Overall Capitalization Rate (OAR):    10.89 %
     Projected IRR:                        N/A
     Effective Gross Multiplier (EGIM):    N/A
     Operating Expense Ratio (OER):        N/A %
     Price Per Square Foot:                $91.22

Comments
     The 15th and Allen Street shopping center is a one-story neighborhood retail center located on the corner of 15th and Allen Streets in Downtown Allentown. This property is anchored by a Laneco Supermarket which occupies an estimated 25,000 square feet with the balance of the rentable area, 21,503 square feet allocated to 12 other satellite tenants. This center was built in the 1950's, however, it has undergone significant renovations since that time. Currently, the property is in average condition. At the time of sale, the property was 100% occupied.

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                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
     Property Name:                         Stefco Shopping Center
     Location:                              Stefco Boulevard
     City:                                  Bethlehem
     County:                                Northampton
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N7SW1B-3-l
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Community
     Land Area:                             10.27 Acres
     Excess Land:                           None
     Gross Leasable Area:
       Anchors:
        Laneco Supermarket                  65,000 SF
       Local Tenant GLA:                    69,446 SF
       Anchor Tenant GLA:                   65,000 SF
       Total GLA:                           134,446 SF
       GLA Purchased:                       134,446 SF
     Year Built:                            1965
     Parking:                               Adequate
     Condition:                             Average
     Exterior Walls:                        Masonry

Sale Data
     Transaction Type:                      Sale
     Date of Transaction:                   01/96
     Marketing Time:                        N/A
     Grantor:                               Carriage Associates L. P.
     Grantee:                               Allenbeth Associates L. P.
     Document No.:                          1996-1/4082
     Sale Price:                            $5,618,000
     Financing:                             Market Terms
     Cash Equivalent Price:                 $5,618,000
     Required Capital Cost:                 $0
     Adjusted Sales Price:                  $5,618,000
     Verification:                          Public Records

Financial Data
     Assumptions & Forecast:                Buyer
     Occupancy at Sale:                     95.2%
     Existing or Pro Forma Income:          N/A
                                                  TOTAL          P.S.F.
                                                  -----          ------
     Potential Gross Income:                        N/A             N/A
     Vacancy and Credit Loss:                       N/A             N/A
     Effective Gross Income:                        N/A             N/A
     Expenses:                                      N/A             N/A
     Net Operating Income:                     $617,577           $4.59

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                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
      Buyers Underwriting Criteria:
      Overall Capitalization Rate (OAR):    10.99 %
      Projected IRR:                        N/A
      Effective Gross Multiplier (EGIM):    N/A
      Operating Expense Ratio (OER):        N/A %
      Price Per Square Foot:                $41.79

Comments
      The Stefco shopping center is a one-story community retail center located on Stefco Boulevard in Bethlehem. This property is anchored by a Laneco Supermarket which occupies an estimated 65,000 square feet with the balance of the rentable area, 69,446 square feet allocated to 21 other satellite tenants. This center was built in 1965, however it has undergone significant renovations in 1988. Currently, the property is in average condition. At the time of sale the property was 95.2% occupied.

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                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
     Property Name:                 MacArthur Plaza Shopping Center
     Location:                      2419 MacArthur Road (N/E/C Schadt Avenue)
     City:                          Whitehall Township
     County:                        Lehigh
     State/Zip:                     Pennsylvania
     Assessor's Parcel No(s):       F9SW2-3-2
     Atlas Reference:               N/A

Physical Data
     Type:                          Neighborhood
     Land Area:                     2.20 Acres
     Excess Land:                   None
     Gross Leasable Area:
       Anchors:
          Staples                   19,200 SF
          Blockbuster Video         6,930 SF
          Bell Atlantic             3,470 SF
        Local Tenant GLA:           N/A
        Anchor Tenant GLA:          29,600 SF
        Total GLA:                  29,600 SF
        GLA Purchased:              29,600 SF
     Year Built:                    1988
     Parking:                       Adequate
     Condition:                     Average
     Exterior Walls:                Masonry

Sale Data
     Transaction Type:              Sale
     Date of Transaction:           10/95
     Marketing Time:                N/A
     Grantor:                       P & D Schweitzer
     Grantee:                       Allentown Power Center L.P.
     Document No.:                  1553/1123
     Sale Price:                    $3,831,667
     Financing:                     Cash to Seller
     Cash Equivalent Price:         $3,831,667
     Required Capital Cost:         $0
     Adjusted Sales Price:          $3,831,667
     Verification:                  Public Records

Financial Data
Assumptions & Forecast:             Buyer
Occupancy at Sale:                  100%
Existing or Pro Forma Income:       N/A
                                          TOTAL           P.S.F.
                                          -----           ------
     Potential Gross Income:           $495,121           $16.73
     Vacancy and Credit Loss:               N/A              N/A
     Effective Gross Income:           $495,121           $16.73
     Expenses:                          $82,999            $2.80
     Net Operating Income:             $412,122           $13.92

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                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
       Buyers Underwriting Criteria:
       Overall Capitalization Rate (OAR):    10.76 %
       Projected IRR:                        N/A
       Effective Gross Multiplier (EGIM):    7.74
       Operating Expense Ratio (OER):        16.76 %
       Price Per Square Foot:                $129.45

Comments
      The MacArthur Plaza shopping center is a one-story neighborhood retail center located on MacArthur Road in Whitehall Township. This property is anchored by Staples which occupies 19,200 square feet with the balance of the rentable area, 10,400 square feet allocated to 2 other satellite tenants. This center was built in 1988 and is currently in average condition. At the time of sale, the property was 100% occupied.

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                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
     Property Name:                   Columbia Mall
     Location:                        N/E/Quadrant Of Route 42 @ Interstate 80
     City:                            Bloomsburg
     County:                          Columbia
     State/Zip:                       Pennsylvania
     Assessor's Parcel No(s):         18.2-48-3
     Atlas Reference:                 N/A

Physical Data
     Type:                            Community
     Land Area:                       48.69 Acres
     Excess Land:                     None
     Gross Leasable Area:
   Anchors:
     Hills                            80,000 SF
     Sears                            64,264 SF
     The Bon Ton                      45,000 SF
     J.C. Penny                       34,076 SF
   Local Tenant GLA:                  128,024 SF
   Anchor Tenant GLA:                 223,340 SF
   Total GLA:                         351,364 SF
   GLA Purchased:                     351,364 SF
   YearBuilt:                         1988
   Parking:                           Adequate
   Condition:                         Good
   Exterior Walls:                    Masonry

Sale Data
     Transaction Type:                Sale
     Date of Transaction:             07/95
     Marketing Time:                  N/A
     Grantor:                         C.M. Group Trust
     Grantee:                         MDC Investment Property-1, LLC
     Document No.:                    601/538
     Sale Price:                      $27,650,000
     Financing:                       Cash to Seller
     Cash Equivalent Price:           $27,650,000
     Required Capital Cost:           $0
     Adjusted Sales Price:            $27,650,000
     Verification:                    Public Records

Financial Data
Assumptions & Forecast:               Buyer
Occupancy at Sale:                    96%
Existing or Pro Forma Income:         N/A
                                           TOTAL          P.S.F
                                           -----          -----
     Potential Gross Income:                 N/A            N/A
     Vacancy and Credit Loss:                N/A            N/A
     Effective Gross Income:                 N/A            N/A
     Expenses:                               N/A            N/A
     Net Operating Income:            $2,958,500          $8.42

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                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
      Buyers Underwriting Criteria:
      Overall Capitalization Rate (OAR):    10.70 %
      Projected IRR:                        N/A
      Effective Gross Multiplier (EGIM):    N/A
      Operating Expense Ratio (OER):        N/A %
      Price Per Square Foot:                $78.69

Comments
      The Columbia Mall is a single-story retail center located off or Interstate 80 at Route 42 in Bloomsburg, Pennsylvania. This property is anchored by Hills which occupies 80,000 square feet as well as junior-anchors Sears (64,264 SF), The Bon Ton (45,000 SF), and J.C. Penny (34,076 SF). The balance of the rentable area 128,024 square feet allocated to numerous other satellite tenants. This center was built in 1988 and is currently in average condition. At the time of sale, the property was approximately 96% occupied with 13,000 square feet vacant. Retail sales for the center in 1994 reportedly averaged $165.00/SF, up 5.8% from the previous year.

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                                  CB COMMERCIAL

================================================================================
                                                   ADDENDUM D RENTAL COMPARABLES
--------------------------------------------------------------------------------

                                   ADDENDUM D
                               RENTAL COMPARABLES

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                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
Property Name:                         Kingston Plaza
Location:                              S/S Third Avenue East Of Pierce Street
City:                                  Kingston
County:                                Luzerne
State/Zip:                             Pennsylvania
Assessor's Parcel No(s):               N/A
Atlas Reference:                       N/A

Physical Data
Type:                                  Neighborhood
Gross Leaseable Area:                  64,824 SF
Year Built:                            1982
Exterior Walls:                        Brick Veneer
Condition:                             Average
Anchor Tenant:                         Price Chopper
Parking:                               Adequate

Lease Data
     Occupancy:
      Local:                           100%
      Overall:                         100%
     Typical Size:                     2,000 SF
     Term:                             3-5 years
     Base Rent Per Square Foot:        $5.50-$10.50
     Rent Escalations:                 Various
     Basis:                            N/A
     Expense Pass-Through:             CAM, Tax, Insur
     Free Rent (months):               Minimal
     Tenant Improvement:               Minimal
     Leasing Agent:                    Mark Centers Trust
     Phone No.:                        ( ) -
     Survey Date:                      N/A

Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
================================================================================
09/95  6,500   The Everything   $5.50  N/A    None     $950 step in ye     1.30
--------------------------------------------------------------------------------

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent lease includes a term for 1 year and 3 months. Additionally, the tenant has a percentage rent clause of 3.0% over a breakpoint of $1,191,660. Construction quality is average and typical of other retail centers in the area.

                               [GRAPHIC OMITTED]

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:                         Mark Plaza
     Location:                              N/S Route 11
     City:                                  Edwardsville
     County:                                Luzerne
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N/A
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Community
     Gross Leaseable Area:                  176,786 SF
     Year Built:                            1967
     Exterior Walls:                        Brick Veneer
     Condition:                             Average
     Anchor Tenant:                         K-Mart
     Parking:                               Adequate

Lease Data
    Occupancy:
      Local:                                91.7%
      Overall:                              9l.7%
     Typical Size:                          2,000 SF
     Term:                                  3-5 years
     Base Rent Per Square Foot:             $1.95-$11.50
     Rent Escalations:                      Various
     Basis:                                 N/A
     Expense Pass-Through:                  CAM, Tax, Insur
     Free Rent (months):                    Minimal
     Tenant Improvement:                    Minimal
     Leasing Agent:                         Mark Centers Trust
     Phone No.:                             ( ) -
     Survey Date:                           N/A

     Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
--------------------------------------------------------------------------------
10/95  3,600   Spectrum Rents   $8 00  N/A    None     Flat                 5.00
08/95  7,000   Keens Floral Fa  $8.00  N/A             Annual Step-up       5.00
07/95  3,600   Mattress Man     $11.50 N/A             Flat                 5.00

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 91.7% leased. The most recent leases all include terms for 5 years. Construction quality is average and typical of other retail centers in the area.

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:                         Birney Plaza
     Location:                              N/S Route 11
     City:                                  Moosic
     County:                                Lackawanna
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N/A
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Community
     Gross Leaseable Area:                  212,057 SF
     Year Built:                            1972
     Exterior Walls:                        Brick Veneer
     Condition:                             Average
     Anchor Tenant:                         K-Mart
     Parking:                               Adequate

Lease Data
     Occupancy:
       Local:                               100%
       Overall:                             100%
     Typical Size:                          2,000 SF
     Term:                                  3-5 years
     Base Rent Per Square Foot:             $3.00-$10.50
     Rent Escalations:                      Various
     Basis:                                 N/A
     Expense Pass-Through:                  CAM, Tax, Insur
     Free Rent (months):                    Minimal
     Tenant Improvement:                    Minimal
     Leasing Agent:                         Mark Centers Trust
     Phone No.:                             ( ) -
     Survey Date:                           N/A

Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
--------------------------------------------------------------------------------
9/95   4,000   Everything $0.9  $7.00  N/A    None     flat                 3.00
--------------------------------------------------------------------------------
7/93   4,000   Mattress Man     $9.00  N/A    None     Step-up to $10/      5.00
--------------------------------------------------------------------------------

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent leases include terms for 3 and 5 years. Construction quality is average and typical of other retail centers in the area.

                               [GRAPHIC OMITTED]

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:                         Dunmore Plaza
     Location:                              1400 Monroe Avenue
     City:                                  Dunmore
     County:                                Lackawanna
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N/A
     Atlas Reference:                       N/A
Physical Data
     Type:                                  Neighborhood
     Gross Leaseable Area:                  45,380 SF
     Year Built:                            1967
     Exterior Walls:                        Brick Veneer
     Condition:                             Average
     Anchor Tenant:                         Price Chopper
     Parking:                               Adequate

Lease Data
     Occupancy:
      Local:                                100%
      Overall:                              100%
     Typical Size:                          2,000 SF
     Term:                                  3-5 years
     Base Rent Per Square Foot:             $6.75-$11.50
     Rent Escalations:                      Various
     Basis:                                 N/A
     Expense Pass-Through:                  CAM, Tax, Insur
     Free Rent (months):                    Minimal
     Tenant Improvement:                    Minimal
     Leasing Agent:                         Mark Centers Trust
     Phone No.:                             ( ) -
     Survey Date:                           N/A

Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
--------------------------------------------------------------------------------
4/95   1,900   Malcom's         $11.50 N/A    None     $950 Step-up in      5.00
--------------------------------------------------------------------------------
1/95   1,900   Great Wall Chin  $11.35 N/A             3.0% per year       10.00
--------------------------------------------------------------------------------
4/94   1,900   Little Caeser's  $9.25  N/A             Periodic Step-u      5.00
--------------------------------------------------------------------------------

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent leases include terms for 5 and 10 years. Construction quality is average and typical of other retail centers in the area.

                               [GRAPHIC OMITTED]

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                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:                         Triangle Plaza
     Location:                              Route 115
     City:                                  Wilke-Barre
     County:                                Luzerne
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N/A
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Community
     Gross Leaseable Area:                  125,000 SF
     Year Built:                            1971
     Exterior Walls:                        Brick Veneer
     Condition:                             Average
     Anchor Tenant:
     Parking:                               Adequate

Lease Data
    Occupancy:
      Local:                                100%
      Overall:                              100%
     Typical Size:                          2,000 SF
     Term:                                  3-5 years (Estimate)
     Base Rent Per Square Foot:             $9.00-$12.50 (Estimate)
     Rent Escalations:                      Various
     Basis:                                 N/A
     Expense Pass-Through:                  CAM, Tax, Insur
     Free Rent (months):                    Minimal
     Tenant Improvement:                    Minimal
     Leasing Agent:                         N/A
     Phone No.:                             ( ) -
     Survey Date:                           N/A

     Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
--------------------------------------------------------------------------------
6/95   2,400   Electronic Syst  $11.50 N/A    None     Annual %age inc      5.00
--------------------------------------------------------------------------------
3/95   2,200   TCBY             $11.00 N/A    None     Annual %age inc      5.00
--------------------------------------------------------------------------------
5/94   9,910   Party City       $11.00 N/A    None     $1.65/SF step-u     10.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent leases include terms for 5 and 10 years. Construction quality is average and typical of other retail centers in the area.

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:                         Gateway Plaza
     Location:                              N/S Route 11
     City:                                  Edwardsville
     County:                                Luzerne
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N/A
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Community
     Gross Leaseable Area:                  150,000 SF
     Year Built:                            1969
     Exterior Walls:                        Brick Veneer
     Condition:                             Fair
     Anchor Tenant:
     Parking:                               Adequate

Lease Data
     Occupancy:
      Local:                                65.0%
      Overall:                              65 0
     Typical Size:                          2,000 SF
     Term:                                  3-5 years
     Base Rent Per Square Foot:             $8.50-$15.50
     Rent Escalations:                      Various
     Basis:                                 N/A
     Expense Pass-Through:                  CAM, Tax, Insur
     Free Rent (months):                    Minimal
     Tenant Improvement:                    Minimal
     Leasing Agent:                         N/A
     Phone No.:                             ( ) -
     Survey Date:                           N/A

Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
--------------------------------------------------------------------------------
6/94    950    Holiday Hair     $15.48 N/A    None     Annual %age inc      3.00
--------------------------------------------------------------------------------
6/94   3,080   McKenzie         $8.50  N/A  None       Annual %age inc      3.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 65% leased. The most recent leases all include terms for 3 years. Construction quality is average and typical of other retail centers in the area.

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:                         Pottstown Center
     Location:                              Route 663
     City:                                  Pottstown
     County:                                Montgomery
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N/A
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Community
     Gross Leaseable Area:                  171,267 SF
     Year Built:                            1976
     Exterior Walls:                        Brick Veneer
     Condition:                             Average
     Anchor Tenant:                         Wal-Mart
     Parking:                               Adequate

Lease Data
   Occupancy:
      Local:                                100%
      Overall:                              100%
     Typical Size:                          2,000 SF
     Term:                                  3-5 years
     Base Rent Per Square Foot:             $8.50-$15.50
     Rent Escalations:                      Various
     Basis:                                 N/A
     Expense Pass-Through:                  CAM, Tax, Insur
     Free Rent (months):                    Minimal
     Tenant Improvement:                    Minimal
     Leasing Agent:                         N/A
     Phone No.:                             ( ) -
     Survey Date:                           N/A

Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
--------------------------------------------------------------------------------
7/95   121,267 Wal Mart         $6.99  N/A  None       Flat                20.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years. Construction quality is average and typical of other retail centers in the area.

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:                         Route 6 Mall
     Location:                              N/S Route 6
     City:                                  Honesdale
     County:                                Wayne
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N/A
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Community
     Gross Leaseable Area:                  144,229 SF
     Year Built:                            1978
     Exterior Walls:                        Brick Veneer
     Condition:                             Average
     Anchor Tenant:                         K-Mart
     Parking:                               Adequate

Lease Data
     Occupancy:
      Local:                                100%
      Overall:                              100%
     Typical Size:                          2,000 SF
     Term:                                  3-5 years
     Base Rent Per Square Foot:             $5.50-$15.50
     Rent Escalations:                      Various
     Basis:                                 N/A
     Expense Pass-Through:                  CAM, Tax, Insur
     Free Rent (months):                    Minimal
     Tenant Improvement:                    Minimal
     Leasing Agent:                         N/A
     Phone No.:                             ( ) -
     Survey Date:                           N/A

Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
--------------------------------------------------------------------------------
3/95   119,229 K-Mart           $5.77  N/A    None     Flat                25.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years and includes a percentage rent clause on 1.0% over $20.0 million. Construction quality is average and typical of other retail centers in the area.

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:                         Bradford Towne Centre
     Location:                              N/S Route 6
     City:                                  Wysox
     County:                                Bradford
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N/A
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Community
     Gross Leaseable Area:                  119,481 SF
     Year Built:                            1972
     Exterior Walls:                        Brick Veneer
     Condition:                             Average
     Anchor Tenant:                         K-Mart
     Parking:                               Adequate

Lease Data
    Occupancy:
      Local:                                100%
      Overall:                              100%
     Typical Size:                          2,000 SF
     Term:                                  3-5 years
     Base Rent Per Square Foot:             $5.50-$15.50
     Rent Escalations:                      Various
     Basis:                                 N/A
     Expense Pass-Through:                  CAM, Tax, Insur
     Free Rent (months):                    Minimal
     Tenant Improvement:                    Minimal
     Leasing Agent:                         N/A
     Phone No.:                             ( ) -
     Survey Date:                           N/A

Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
--------------------------------------------------------------------------------
7/94   94,481  K-Mart           $5.00  N/A    None     Flat                25.00

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years and includes a percentage rent clause on 1.0% over $16.875 million. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
     Property Name:                         Builder's Square Shopping Center
     Location:                              Cetronia Road
     City:                                  Whitehall
     County:                                Lehigh
     State/Zip:                             Pennsylvania
     Assessor's Parcel No(s):               N/A
     Atlas Reference:                       N/A

Physical Data
     Type:                                  Community
     Gross Leaseable Area:                  106,400 SF
     Year Built:                            1994
     Exterior Walls:                        Brick Veneer
     Condition:                             Good
     Anchor Tenant:                         Builder's Square
     Parking:                               Adequate

Lease Data
    Occupancy:
      Local:                                100%
      Overall:                              100%
     Typical Size:                          2,000 SF
     Term:                                  3-5 years
     Base Rent Per Square Foot:             $5.50-$15.50
     Rent Escalations:                      Various
     Basis:                                 N/A
     Expense Pass-Through:                  CAM, Tax, Insur
     Free Rent (months):                    Minimal
     Tenant Improvement:                    Minimal
     Leasing Agent:                         N/A
     Phone No.:                             ( ) -
     Survey Date:                           N/A

Recent Leases

--------------------------------------------------------------------------------
       Size                     Rent   TI   Free Rent                      Term
Date   (SF)    Tenant           (PSF) (PSF) (Months)   Escalations         (Yrs)
--------------------------------------------------------------------------------
3/94   106,400 Builder's Squar  $10.05 N/A    None     Flat                25.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

      One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years. Construction quality is good and typical of other retail centers in the area.

--------------------------------------------------------------------------------
                                  CB COMMERCIAL

================================================================================
                                      ADDENDUM E STRATEGIC MAPPING, INC. REPORTS
--------------------------------------------------------------------------------

                                   ADDENDUM E
                         STRATEGIC MAPPING, INC. REPORTS

--------------------------------------------------------------------------------

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
DUNMORE PLAZA, PA 1 Mile Radius                                           6/4/96

                                         1980 Census       1990 Census     1995 Estimate   2000 Projection
Total Population                              25,232            22,804            21,804            20,990
   White                                        99.1%             98.4%             98.1%             97.8%
   Black                                         0.5%              0.9%              1.1%              1.3%
   American Indian                               0.0%              0.0%              0.1%              0.1%
   Asian                                         0.2%              0.4%              0.5%              0.6%
   Other                                         0.2%              0.2%              0.2%              0.3%
   Hispanic                                      0.3%              0.6%              0.8%              1.0%
Total Households                               9,121             8,903             8,535             8,242
Household Population                          23,935            21,405            20,407            19,593
Average Household Size                          2.62              2.40              2.39              2.38

Household Income
   $ 0 - 9,999                                  33.5%             19.4%             15.1%             12.0%
   $ 10,000 - 14,999                            18.6%             10.5%              9.8%              8.8%
   $ 15,000 - 24,999                            25.4%             19.1%             17.0%             14.6%
   $ 25,000 - 34,999                            14.7%             18.0%             15.3%             13.6%
   $ 35,000 - 49,999                             4.8%             15.5%             18.2%             18.5%
   $ 50,000 - 74,999                             2.4%             10.1%             14.4%             16.8%
   $ 75,000 - 99,999                             0.7%              4.1%              4.3%              7.0%
   $ 100,000 - 149,999                            --               2.0%              4.3%              5.7%
   $ 150,000 +                                    --               1.4%              1.6%              2.9%
     Total                                     100.0%            100.0%            100.0%            100.0%
Median Household Income ($)                   14,451            25,485            30,255            35,677
Aggregate HH Inc ($000)                      161,256           299,931           344,815           397,307
Median Family Income ($)                      18,654            32,845            38,993            45,980
Per Capita Income ($)                          6,737            14,012            16,897            20,278
Median Age Total Population                     37.2              38.5              39.0              39.5
Median Age Adult Population                     49.0              47.1              47.6              48.0
Median Age Female Population                    41.7              42.2              42.6              43.1
Median Age Adult Female Population              51.4              50.8              51.4              51.7
Median Age Male Population                      33.0              35.0              35.5              35.9
Median Age Adult Male Population                46.1              43.4              43.7              44.2

Area defined by Circle: (41.4222,75.6386): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
DUNMORE PLAZA, PA 1 Mile Radius                                           6/4/96

                                         1980 Census       1990 Census     1995 Estimate   2000 Projection
Total Population by Age                       25,232            22,804            21,804            20,990
   0-5                                           6.3%              6.7%              6.5%              6.4%
   6-13                                          9.7%              8.5%              8.5%              8.3%
   14-17                                         6.0%              4.4%              4.9%              4.9%
   18-24                                        13.5%             11.5%             10.5%             10.5%
   25-34                                        12.6%             14.4%             14.4%             14.0%
   35-44                                         8.5%             12.3%             12.5%             12.5%
   45-54                                        10.6%              8.8%              9.6%             10.1%
   55-64                                        13.6%             10.6%             10.0%             10.1%
   65-74                                        19.1%             12.3%             12.3%             12.0%
   75-84                                          --               8.1%              8.1%              8.3%
   85 +                                           --               2.4%              2.7%              2.8%
Female Population by Age                      14,053            12,585            12,024            11,570
   0-5                                           5.5%              5.7%              5.6%              5.5%
   6-13                                          8.4%              7.4%              7.4%              7.3%
   14-17                                         5.1%              3.7%              4.8%              4.8%
   18-24                                        14.2%             12.0%             10.3%             10.3%
   25-34                                        11.5%             12.9%             13.0%             12.5%
   35-44                                         8.0%             11.5%             11.6%             11.8%
   45-54                                        10.6%              8.5%              9.3%              9.8%
   55-64                                        14.0%             11.0%             10.4%             10.3%
   65-74                                        22.7%             13.7%             13.5%             13.3%
   75-84                                          --              10.2%             10.1%             10.4%
   85 +                                           --               3.4%              3.8%              4.0%
Male Population by Age                        11,175            10,217             9,784             9,418
   0-5                                           7.2%              7.9%              7.7%              7.5%
   6-13                                         11.5%              9.8%              9.8%              9.6%
   14-17                                         7.1%              5.1%              5.1%              5.0%
   18-24                                        12.7%             11.0%             10.7%             10.8%
   25-34                                        14.1%             16.3%             16.1%             15.8%
   35-44                                         9.2%             13.3%             13.6%             13.4%
   45-54                                        10.7%              9.1%              9.9%             10.4%
   55-64                                        13.0%             10.1%              9.6%              9.9%
   65-74                                        14.6%             10.7%             10.7%             10.4%
   75-84                                          --               5.6%              5.6%              5.7%
   85 +                                           --               1.2%              1.3%              1.4%

Area defined by Circle: (41.4222,75.6386): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 1 of 3
DUNMORE PLAZA, PA 1 Mile Radius                                           6/4/96

                                                 1980 Census                1990 Census          Percent
                                              Total    Percent            Total    Percent       Change
Population
   White                                     25,006       99.1           22,442       98.4        -10.3
   Black                                        122        0.5              212        0.9         73.8
   American Indian, Asian & Other               104        0.4              15O        0.7         44.2
     Total                                   25,232      100.0           22,804      100.0         -9.6
   Hispanic                                      75        0.3              147        0.6         96.0

Age of Population:
  0-5                                         1,577        6.3            1,519        6.7         -3.7
  6-13                                        2,457        9.7            1,933        8.5        -21.3
  14-17                                       1,505        6.0              993        4.4        -34.0
  15-24                                       3,418       13.5            2,631       11.5        -23.0
  25-34                                       3,191       12.6            3,287       14.4          3.0
  35-44                                       2,155        8.5            2,813       12.3         30.5
  45-54                                       2,677       10.6            1,999        8.8        -25.3
  55-64                                       3,423       13.6            2,419       10.6        -29.3
  65 +                                        4,825       19.1            5,225       22.9          8.3
Median Age Total Population                    37.2                        38.5                     3.6
Median Age Adult Population                    49.0                        47.1                    -3.9

Age of Male Population:
  0-5                                           800        7.2              804        7.9          0.5
  6 -13                                       1,283       11.5            1,005        9.8        -21.7
  14-17                                         793        7.1              524        5.1        -33.9
  18-24                                       1,424       12.7            1,122       11.0        -21.2
  25-34                                       1,574       14.1            1,663       16.3          5.7
  35-44                                       1,024        9.2            1,362       13.3         33.0
  45-54                                       1,192       10.7              927        9.1        -22.2
  55-64                                       1,454       13.0            1,030       10.1        -29.2
  65 +                                        1,631       14.6            1,789       17.5          9.7
  Total                                      11,175      100.0           10,217      100.0         -8.6
Median Age Male Population                     33.0                        35.0                     6.0
Median Age Adult Male Population               46.1                        43.4                    -5.9

Age of Female Population:
  0-5                                           777        5.5              715        5.7         -8.0
  6-13                                        1,174        8.4              928        7.4        -21.0
  14-17                                         712        5.1              469        3.7        -34.1
  18-24                                       1,994       14.2            1,509       12.0        -24.3
  25-34                                       1,617       11.5            1,624       12.9          0.4
  35-44                                       1,131        8.0            1,451       11.5         28.3
  45-54                                       1,485       10.6            1,072        8.5        -27.8
  55-64                                       1,969       14.0            1,389       11.0        -29.5
  65 +                                        3,194       22.7            3,436       27.3          7.6
  Total                                      14,053      100.0           12,585      100.0        -10.4
Median Age Female Population                   41.7                        42.2                     1.2
Median Age Adult Female Population             51.4                        50.8                    -1.2

Area defined by Circle: (41.4222,75.6386): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 2 of 3
DUNMORE PLAZA, PA 1 Mile Radius                                           6/4/96

                                                 1980 Census                1990 Census          Percent
                                              Total    Percent            Total    Percent       Change
Total Households                              9,121                       8,903                    -2.4
Household Population                         23,935                      21,405                   -10.6
Average Household Size                         2.62                        2.40                    -8.4
Total Families                                6,473                       5,736                   -11.4
Average Family Size                            3.25                        3.08                    -5.2
Average Family Income                       $21,523                     $42,182                    96.0
Family Population                            21,049       83.4           17,835      78.2         -15.3
Nonfamily Population                          2,886       11.4            3,570      15.7          23.7
Group Quarters Population                     1,297        5.1            1,397       6.1           7.7
Foreign Born Population                         852        3.4              479       2.1          43.8
Household Income:
   $0 - $9,999                                3,084       33.5            1,731      19.4         -43.9
   $ 10,000 - $ 14,999                        1,712       18.6              938      10.5          45.2
   $ 15,000 - $ 24,999                        2,338       25.4            1,709      19.1         -26.9
   $ 25,000 - $ 34,999                        1,354       14.7            1,610      18.0          18.9
   $ 35,000 - $ 49,999                          442        4.8            1,387      15.5         213.8
   $ 50,000 - $ 74,999                          219        2.4              907      10.1         314.2
   $ 75,000 - $ 99,999                           67        0.7              363       4.1         441.8
   $ 100,000 - $ 149,999                                                    176       2.0
   $ 150,000 +                                                              121       1.4
Median Household Income                    $ 14,451                     $25,485                    76.4
Average Household Income                   $ 17,497                     $33,557                    91.8
Per Capita Income                            $6,737                     $14,012                   108.0
Median Home Value                          $ 34,326                    $ 70,112                   104.3
Average Home Value                         $ 36,443                    $ 80,478                   120.8
Median Contract Rent                           $151                        $278                    84.1
Average Contract Rent                         $ 153                       $ 281                    83.7
Total Housing Units                           9,676      100.0            9,562     100.0          -1.2
   Owner Occupied                             5,287       54.6            5,229      54.7          -1.1
   Renter Occupied                            3,834       39.6            3,678      38.5          -4.1
   Vacant                                       555        5.7              659       6.9          18.7
   Mobile Home or Trailer                         7        0.1                5       0.1         -28.6
   Condominiums                                   0        0.0                9       0.1           0.0

Area defined by Circle: (41.4222,75.6386): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 3 of 3
DUNMORE PLAZA, PA 1 Mile Radius                                           6/4/96

                                                 1980 Census                1990 Census          Percent
                                              Total    Percent            Total    Percent       Change
Occupation:
   Executive & Managerial                       938        8.9            1,197       11.4         27.6
   Professional Specialty                     1,597       15.1            1,811       17.3         13.4
   Technical Support                            208        2.0              293        2.8         40.9
   Administrative Support                     2,078       19.7            1,821       17.4        -12.4
   Sales                                      1,068       10.1            1,260       12.0         18.0
     Total White Collar                       5,889       55.8            6,382       60.9          8.4
   Prod/Craft/Repair                          1,087       10.3            1,050       10.0         -3.4
   Machine Operators                          1,327       12.6              801        7.6        -39.6
   Trans/Material Moving                        338        3.2              307        2.9         -9.2
   Laborers                                     601        5.7              495        4.7        -17.6
     Total Blue Collar                        3,379       32.0            2,653       25.3        -21.5
   Farm/Forest/Fish                              26        0.2               65        0.6        150.0
   Protective Service                           166        1.6              120        1.1        -27.7
   Private Service                               40        0.4               15        0.1        -62.5
   Other Service                              1,071       10.2            1,253       11.9         17.0
     Total Employed                          10,545       93.0           10,492       95.2         -0.5
   Unemployed                                   790        7.0              525        4.8        -33.5
   Total Civil Labor Force                   11,335      100.0           11,017      100.0         -2.8
Working Mothers                               1,207       46.7            1,557       69.6         29.0
   Child<6or<6&6-17                             369       14.3              615       27.5         66.7
   Child 6-17 Only                              838       32.4              942       42.1         12.4
Nonworking Mothers                            1,380       53.3              679       30.4        -50.8

Means of Transportation to Work:
   Drive Alone/Carpool                        8,298       81.3            8,802       84.9          6.1
   Public Transportation                        479        4.7              289        2.8        -39.7
   Other                                      1,431       14.0            1,277       12.3        -10.8

Area defined by Circle: (41.4222,75.6386): 1 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
DUNMORE PLAZA, PA 1 Mile Radius                                           6/4/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 95.4

                                  Demographics
--------------------------------------------------------------------------------

               Total          Total      Household      Average       Median HH
          Population     Households     Population      HH Size          Income
1995          21,804          8,535         20,407         2.39        $ 30,255
2000          20,990          8,242         19,593         2.38        $ 35,677

                              Expenditure Potential
--------------------------------------------------------------------------------
                                      1995
                           Area  Yearly  Growth  Rate
                            Per Household    1.46 %
                               Total         0.75 %

                         Retail Support Potential (000)
--------------------------------------------------------------------------------
                               1995:       893 sq. ft.

Product Potential                        1995         2000    1995     2000         Yearly     Bench-
Within Shopping Center/Total Retail     Total        Total   $ Per    $ Per    Growth Rate       mark
                                       ($000)       ($000)      HH       HH        Total $      Index
Apparel Store                           8,143        8,704     954    1,056         1.34%        93.2
Appliance Store                           677          553      79       67        -3.95%        92.9
Auto-Aftermarket Store                 13,610       13,558   1,595    1,645        -0.08%        95.4
Convenience Store                       7,540        7,443     883      903        -0.26%        97.5
Dept. Store                             8,358        8,683     979    1,054         0.77%        92.7
Drug Store                              7,434        8,865     871    1,076         3.59%       110.8
Electronics Store                       3,028        3,804     355      462         4.67%        91.?
Fast Food Restaurant Store              7,692        6,563     901      796        -3.13%        94.3
Full Serv Restaurant Store              7,639        6,466     895      785        -3.28%        95.7
Furniture Store                         2,876        2,579     337      313        -2.15%        90.8
Grocery Store                          34,252       36,961   4,013    4,484         1.53%        98.2
Hardware Store                          1,461        1,516     171      184         0.75%        93.0
Home Centers Store                      6,285        7,078     736      859         2.41%        84.2
Jewelry Store                           1,314        1,301     154      158        -0.19%        91.0
Liquor Store                            2,003        1,733     235      210        -2.86%        92.3
Mass Merchandiser Store                11,298       12,104   1,324    1,469         1.39%        93.5
Photo Store                               152          145      18       18        -0.99%        92.6
Shoe Store                              1,611        1,823     189      221         2.51%        94.8
Sporting Goods Store                    1,358        1,516     159      184         2.22%        88.9
Toy Store                               1,002          908     117      110        -1.96%        92.0
Variety Store                             658          714      77       87         1.63%        95.2

Area defined by Circle: (41.4222,75.6386): 1 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
DUNMORE PLAZA, PA 1 Mile Radius                                           6/4/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential                        1995         2000    1995     2000         Yearly     Bench-
Within Shopping Center/Total Retail     Total        Total   $ Per    $ Per    Growth Rate       mark
                                       ($000)       ($000)      HH       HH        Total $      Index
Video Store                               461          752      54       91         10.30%       93.6
Total Shopping Center                 128,852      133,771  15,097   16,230
All Other Stores                       98,829      102,603  11,579   12,449
Total Retail                          227,681      236,374  26,676   28,679

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (41.4222,75.6386): 1 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
DUNMORE PLAZA, PA 3 Mile Radius                                           6/4/96

                                         1980 Census       1990 Census     1995 Estimate   2000 Projection
Total Population                             102,039            94,044            89,699            86,240

   White                                        98.5%             97.6%             97.1%             96.7%
   Black                                         0.9%              1.3%              1.5%              1.6%
   American Indian                               0.0%              0.1%              0.1%              0.1%
   Asian                                         0.3%              0.8%              1.0%              1.2%
   Other                                         0.2%              0.2%              0.3%              0.3%

   Hispanic                                      0.4%              0.6%              0.7%              0.9%

Total Households                              38,549            37,643            35,963            34,683
Household Population                          98,348            89,152            84,809            81,350
Average Household Size                          2.55              2.37              2.36              2.35

Household Income

   $ 0 - 9,999                                  38.8%             23.7%             18.7%             15.0%
   $ 10,000 - 14,999                            18.6%             12.6%             12.3%             11.1%
   $ 15,000 - 24,999                            25.9%             19.5%             18.1%             16.7%
   $ 25,000 - 34,999                            11.2%             16.9%             15.4%             14.1%
   $ 35,000 - 49,999                             3.8%             14.4%             16.8%             17.6%
   $ 50,000 - 74,999                             1.3%              8.7%             12.0%             14.8%
   $ 75,000 - 99,999                             0.5%              2.3%              3.4%              5.4%
   $ 100,000 - 149,999                            --               1.1%              2.2%              3.6%
   $ 150,000 +                                    --               0.7%              1.1%              1.7%
      Total                                    100.0%            100.0%            100.0%            100.0%

Median Household Income ($)                   13,000            21,691            25,525            29,898
Aggregate HR Inc ($000)                      593,672         1,059,018         1,205,889         1,374,201
Median Family Income ($)                      16,705            29,418            34,618            40,549
Per Capita Income ($)                          6,036            11,879            14,219            16,892

Median Age Total Population                     37.3              37.7              38.1              38.5
Median Age Adult Population                     49.2              46.5              46.9              47.1

Median Age Female Population                    42.3              41.1              41.4              41.8
Median Age Adult Female Population              52.1              50.3              50.5              50.7

Median Age Male Population                      32.8              34.4              34.8              35.1
Median Age Adult Male Population                45.6              42.9              43.3              43.6

Area defined by Circle: (41.4222,75.6386): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
DUNMORE PLAZA, PA 3 Mile Radius                                           6/4/96

                                         1980 Census       1990 Census     1995 Estimate   2000 Projection
Total Population by Age                      102,039            94,044            89,699            86,240
   0 - 5                                         6.4%              6.9%              6.8%              6.8%
   6 - 13                                        9.7%              8.9%              8.9%              8.8%
   14 - 17                                       5.9%              4.5%              5.2%              5.2%
   18 - 24                                      13.1%             11.9%             10.8%             10.9%
   25 - 34                                      12.9%             14.4%             14.3%             13.9%
   35 - 44                                       8.6%             12.1%             12.5%             12.7%
   45 - 54                                      10.6%              8.8%              9.4%              9.9%
   55 - 64                                      13.8%             10.3%              9.7%              9.8%
   65 - 74                                      19.0%             12.0%             11.8%             11.3%
   75 - 84                                        --               7.9%              8.1%              8.1%
   85 +                                           --               2.2%              2.4%              2.6%
Female Population by Age                      55,410            51,039            48,556            46,607
   0 - 5                                         5.8%              6.2%              6.2%              6.1%
   6 - 13                                        8.6%              8.0%              7.9%              7.8%
   14 - 17                                       5.3%              4.0%              4.8%              4.9%
   18 - 24                                      12.5%             11.4%             10.2%             10.3%
   25 - 34                                      11.9%             13.4%             13.3%             12.8%
   35 - 44                                       8.1%             11.4%             11.7%             11.9%
   45 - 54                                      10.8%              8.5%              9.2%              9.7%
   55 - 64                                      14.4%             10.8%             10.1%             10.0%
   65 - 74                                      22.6%             13.4%             13.2%             12.7%
   75 - 84                                        --               9.9%             10.1%             10.1%
   85 +                                           --               3.0%              3.4%              3.7%
Male Population by Age                        46,617            43,003            41,137            39,637
   0 - 5                                         7.1%              7.7%              7.6%              7.6%
   6 - 13                                       10.9%             10.1%             10.1%              9.9%
   14 - 17                                       6.7%              5.1%              5.6%              5.6%
   18 - 24                                      13.8%             12.5%             11.5%             11.6%
   25 - 34                                      14.1%             15.5%             15.4%             15.1%
   35 - 44                                      9,1%              13.1%             13.5%             13.6%
   45 - 54                                      10.4%              9.2%              9.7%             10.3%
   55 - 64                                      13.0%              9.8%              9.4%              9.5%
   65 - 74                                      14.8%             10.4%             10.1%              9.7%
   75 - 84                                        --               5.5%              5.7%              5.8%
   85 +                                           --               1.1%              1.3%              1.4%

Area defined by Circle: (41.4222,75.6386): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 1 of 3
DUNMORE PLAZA, PA 3 Mile Radius                                           6/4/96

                                                 1980 Census                1990 Census          Percent
                                              Total    Percent            Total    Percent       Change
Population
   White                                    100,533       98.5           91,785       97.6         -8.7
   Black                                        910        0.9            1,222        1.3         34.3
   American Indian, Asian & Other               597        0.6            1,037        1.1         73.7
     Total                                  102,039      100.0           94,044      100.0         -7.8
   Hispanic                                     404        0.4              597        0.6         47.8

Age of Population:
  0 - 5                                       6,526        6.4            6,450        6.9         -1.2
  6 - 13                                      9,867        9.7            8,414        8.9        -14.7
  14 - 17                                     6,070        5.9            4,225        4.5        -30.4
  18 - 24                                    13,402       13.1           11,224       11.9        -16.3
  25 - 34                                    13,146       12.9           13,513       14.4          2.8
  35 - 44                                     8,730        8.6           11,407       12.1         30.7
  45 - 54                                    10,851       10.6            8,315        8.8        -23.4
  55 - 64                                    14,055       13.8            9,726       10.3        -30.8
  65 +                                       19,380       19.0           20,772       22.1          7.2
Median Age Total Population                    37.3                        37.7                     1.0
Median Age Adult Population                    49.2                        46.5                    -5.4

Age of Male Population:
  0 - 5                                       3,315        7.1            3,298        7.7         -0.5
  6 - 13                                      5,091       10.9            4,347       10.1        -14.6
  14 - 17                                     3,132        6.7            2,183        5.1        -30.3
  18 - 24                                     6,456       13.8            5,384       12.5        -16.6
  25 - 34                                     6,569       14.1            6,675       15.5          1.6
  35 - 44                                     4,238        9.1            5,613       13.1         32.4
  45 - 54                                     4,863       10.4            3,977        9.2        -18.2
  55 - 64                                     6,071       13.0            4,209        9.8        -30.7
  65 +                                        6,882       14.8            7,321       17.0          6.4
  Total                                      46,617      100.0           43,003      100.0         -7.8
Median Age Male Population                     32.8                        34.4                     4.8
Median Age Adult Male Population               45.6                        42.9                    -5.8

Age of Female Population:
  0 - 5                                       3,211        5.8            3,152        6.2         -1.8
  6 - 13                                      4,776        8.6            4,067        8.0        -14.8
  14-17                                       2,938        5.3            2,042        4.0        -30.5
  18 - 24                                     6,946       12.5            5,840       11.4        -15.9
  25 - 34                                     6,577       11.9            6,838       13.4          4.0
  35 - 44                                     4,492        8.1            5,794       11.4         29.0
  45 - 54                                     5,988       10.8            4,338        8.5        -27.6
  55 - 64                                     7,984       14.4            5,517       10.8        -30.9
  65 +                                       12,498       22.6           13,451       26.4          7.6
  Total                                      55,410      100.0           51,039       1000         -7.9
Median Age Female Population                   42.3                        41.1                    -2.8
Median Age Adult Female Population             52.1                        50.3                    -3.4

Area defined by Circle: (41.4222,75.6386): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 2 of 3
DUNMORE PLAZA, PA 3 Mile Radius                                           6/4/96

                                                 1980 Census                1990 Census          Percent
                                              Total    Percent            Total    Percent       Change
Total Households                              38,549                     37,643                    -2.4
Household Population                          98,348                     89,152                    -9.4
Average Household Size                          2.55                       2.37                    -7.2

Total Families                                26,816                     23,723                   -11.5
Average Family Size                             3.19                       3.06                     4.0
Average Family Income                       $ 18,746                    $35,176                    87.6

Family Population                             85,593      83.9           73,397       78.0        -14.2
Nonfamily Population                          12,755      12.5           15,755       16.8         23.5
Group Quarters Population                      3,691       3.6            4,890        5.2         32.5
Foreign Born Population                        3,660       3.6            2,313        2.5        -36.8

Household Income:
   $ 0 - $ 9,999                              14,962      38.8            8,944       23.7        -40.2
   $ 10,000 - $ 14,999                         7,188      18.6            4,763       12.6        -33.7
   $ 15,000 - $ 24,999                         9,973      25.9            7,353       19.5        -26.3
   $ 25,000 - $ 34,999                         4,304      11.2            6,362       16.9         47.8
   $ 35,000 - $ 49,999                         1,457       3.8            5,430       14.4        272.7
   $ 50,000 - $ 74,999                           486       1.3            3,287        8.7        576.3
   $ 75,000 - $ 99,999                           179       0.5              860        2.3        380.4
   $100,000 - $ 149,999                                                     422        1.1
   $ 150,000 +                                                              280        0.7

Median Household Income                     $ 13,000                   $ 21,691                    66.9
Average Household Income                    $ 15,400                   $ 28,091                    82.4

Per Capita Income                             $6,036                   $ 11,879                    96.8

Median Home Value                            $27,850                   $ 59,393                   113.3
Average Home Value                          $ 31,917                   $ 66,774                   109.2

Median Contract Rent                            $142                      $ 257                    81.0
Average Contract Rent                          $ 143                      $ 265                    85.3

Total Housing Units                           41,408     100.0           40,665      100.0         -1.8
   Owner Occupied                             21,453      51.8           21,004       51.7         -2.1
   Renter Occupied                            17,093      41.3           16,634       40.9         -2.7
   Vacant                                      2,859       6.9            3,022        7.4          5.7

   Mobile Home or Trailer                         73       0.2              104        0.3         42.5

   Condominiums                                   35       0.1              279        0.7        697.1

Area defined by Circle: (41.4222,75.6386): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 3 of 3
DUNMORE PLAZA, PA 3 Mile Radius                                           6/4/96

                                                 1980 Census                1990 Census          Percent
                                              Total    Percent            Total    Percent       Change
Occupation:
   Executive & Managerial                     3,123        7.6            3,882       9.6          24.3
   Professional Specialty                     4,286       10.4            4,934      12.2          15.1
   Technical Support                          1,023        2.5            1,213       3.0          18.6
   Administrative Support                     7,257       17.6            7,206      17.8          -0.7
   Sales                                      4,083        9.9            4,495      11.1          10.1
     Total White Collar                      19,772       48.0           21,730      53.7           9.9
   Prod/Craft/Repair                          4,823       11.7            4,378      10.8          -9.2
   Machine Operators                          6,430       15.6            4,272      10.6         -33.6
   Trans/Material Moving                      1,907        4.6            1,707       4.2         -10.5
   Laborers                                   2,205        5.4            2,199       5.4          -0.3
     Total Blue Collar                       15,491       37.6           12,556      31.0         -18.9
   Farm/Forest/Fish                             126        0.3              154       0.4          22.2
   Protective Service                           902        2.2              694       1.7         -23.1
   Private Service                              169        0.4               65       0.2         -61.5
   Other Service                              4,877       11.8            5,288      13.1           8.4
     Total Employed                          41,211       92.0           40,494      93.9          -1.7
   Unemployed                                 3,595       8.0             2,629       6.1         -26.9
   Total Civil Labor Force                   44,806     100.0            43,123     100.0          -3.8
Working Mothers                               5,151      47.7             6,275      65.0          21.8
  Child <6 or <6 & 6-17                       1,603      14.8             2,564      26.6          60.0
  Child 6-17 Only                             3,548      32.8             3,711      38.5           4.6
Nonworking Mothers                            5,655      52.3             3,372      35.0         -40.4

Means of Transportation to Work:
   Drive Alone/Carpool                       32,465      81.4            34,073      86.0           5.0
   Public Transportation                      2,408       6.0             1,273       3.2         -47.1
   Other                                      5,016      12.6             4,286      10.8         -14.6

Area defined by Circle: (41.4222,75.6386): 3 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
DUNMORE PLAZA, PA 3 Mile Radius                                           6/4/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 90.2

                                  Demographics
--------------------------------------------------------------------------------

               Total         Total      Household       Average      Median HH
          Population    Households     Population       HH Size          Income
1995          89,699        35,963         84,809          2.36        $ 25,525
2000          86,240        34,683         81,350          2.35        $ 29,898

                              Expenditure Potential
--------------------------------------------------------------------------------
                                      1995
                           Area  Yearly  Growth  Rate
                            Per Household      1.44 %
                               Total           0.71 %

                         Retail Support Potential (000)
--------------------------------------------------------------------------------
                               1995:      3,560 sq. ft.
--------------------------------------------------------------------------------

Product Potential                        1995         2000    1995     2000         Yearly     Bench-
Within Shopping Center/Total Retail     Total        Total   $ Per    $ Per    Growth Rate       mark
                                       ($000)       ($000)      HH       HH        Total $      Index
Apparel Store                          31,382       33,421      873      964        1.27%       85.2
Appliance Store                         2,681        2,188       75       63       -3.98%       87.4
Auto-Aftermarket Store                 53,481       53,091    1,487    1,531       -0.15%       88.9
Convenience Store                      30,666       30,184      853      870       -0.32%       94.2
Dept. Store                            32,314       33,463      899      965        0.70%       85.0
Drug Store                             30,035       35,658      835    1,028        3.49%      106.3
Electronics Store                      11,612       14,566      323      420        4.64%       83.1
Fast Food Restaurant Store             30,352       25,833      844      745       -3.17%       88.3
Full Serv Restaurant Store             30,137       25,439      838      733       -3.33%       89.6
Furniture Store                        10,755        9,621      299      277       -2.20%       80.6
Grocery Store                         140,994      151,837    3,921    4,378        1.49%       96.0
Hardware Store                          5,608        5,814      156      168        0.73%       84.7
Home Centers Store                     25,186       28,370      700      818        2.41%       80.1
Jewelry Store                           5,105        5,041      142      145       -0.25%       83.9
Liquor Store                            8,049        6,951      224      200       -2.89%       88.0
Mass Merchandiser Store                44,562       47,606    1,239    1,373        1.33%       87.5
Photo Store                               593          563       16       16       -1.05%       85.7
Shoe Store                              6,330        7,134      176      206        2.42%       88.4
Sporting Goods Store                    5,256        5,857      146      169        2.19%       81.7
Toy Store                               3,904        3,520      109      101       -2.05%       85.0
Variety Store                           2,592        2,802       72       81        1.57%       88.9

Area defined by Circle: (41.4222,75.6386): 3 mile(s)
Benchmark : Definition by Region
Copyright  1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
DUNMORE PLAZA, PA 3 Mile Radius                                           6/4/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential                        1995         2000    1995     2000         Yearly     Bench-
Within Shopping Center/Total Retail     Total        Total   $ Per    $ Per    Growth Rate       mark
                                       ($000)       ($000)      HH       HH        Total $      Index
Video Store                             1,827        2,977        51        86      10.26%       88.1
                                      -------      -------    ------    ------
Total Shopping Center                 513,420      531,937    14,276    15,337
All Other Stores                      393,793      407,995    10,950    11,764
Total Retail                          907,213      939,932    25,226    27,101

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (41.4222,75.6386): 3 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
DUNMORE PLAZA, PA 5 Mile Radius                                           6/4/96

                                         1980 Census       1990 Census     1995 Estimate   2000 Projection
Total Population                             139,429           130,323           126,051           122,732

   White                                        98.8%             98.0%             97.6%             97.2%
   Black                                         0.7%              1.1%              1.2%              1.4%
   American Indian                               0.0%              0.1%              0.1%              0.1%
   Asian                                         0.3%              0.7%              0.9%              1.0%
   Other                                         0.2%              0.2%              0.2%              0.3%

   Hispanic                                      0.4%              0.6%              0.7%              0.8%

   Total Households                           52,008            51,703            50,100            48,937
   Household Population                      135,214           124,651           120,382           117,063
   Average Household Size                       2.60              2.41              2.40              2.39

Household Income

   $ 0 - 9,999                                  37.7%             22.7%             17.9%             14.4%
   $ l0,000 - 14,999                            18.6%             12.3%             11.7%             10.5%
   $ 15,000 - 24,999                            26.6%             19.4%             17.8%             16.3%
   $ 25,000 - 34,999                            11.4%             17.1%             15.6%             13.8%
   $ 35,000 - 49,999                             3.9%             14.8%             17.0%             17.8%
   $ 50,000 - 74,999                             1.3%              9.7%             13.0%             15.5%
   $ 75,000 - 99,999                             0.5%              2.4%              3.9%              6.2%
   $ 100,000 - 149,999                            --               1.1%              2.3%              4.1%
   $ 150,000 +                                    --               0.6%              0.9%              1.5%
       Total                                   100.0%            100.0%            100.0%            100.0%

   Median Household Income ($)                13,303            22,446            26,593            31,258
   Aggregate HH Inc ($000)                   817,442         1,470,888         1,710,449         1,982,082
   Median Family Income ($)                   16,889            29,937            35,468            41,690
   Per Capita Income ($)                       6,046            11,800            14,209            16,932

   Median Age Total Population                  36.8              37.9              38.4              38.8
   Median Age Adult Population                  48.7              46.7              47.1              47.5

   Median Age Female Population                 41.2              41.0              41.4              41.9
   Median Age Adult Female Population           51.3              50.2              50.3              50.6

   Median Age Male Population                   32.8              34.9              35.4              35.6
   Median Age Adult Male Population             45.5              43.4              43.9              44.3

Area defined by Circle: (41.4222,75.6386): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
DUNMORE PLAZA, PA 5 Mile Radius                                           6/4/96

                                         1980 Census       1990 Census     1995 Estimate   2000 Projection
Total Population by Age                      139,429           130,323           126,051           122,732

   0 - 5                                         6.6%              7.1%              7.1%              7.0%
   6 - 13                                       10.0%              9.2%              9.2%              9.2%
   14 - 17                                       6.1%              4.6%              5.0%              5.0%
   18 - 24                                      12.5%             11.0%             10.2%             10.2%
   25 - 34                                      13.2%             14.3%             14.0%             13.6%
   35 - 44                                       8.9%             12.7%             13.0%             12.9%
   45 - 54                                      10.9%              9.1%              9.9%             10.5%
   55 - 64                                      13.6%             10.5%             9o9%               9.9%
   65 - 74                                      18.1%             11.9%             11.7%             11.2%
   75 - 84                                        --               7.6%             7o9%               7.9%
   85 +                                           --               2.1%              2.3%              2.5%

Female Population by Age                      75,309            70,460            67,979            66,062

   0 - 5                                         5.9%              6.4%              6.4%              6.4%
   6 - 13                                        9.0%              8.2%              8.2%              8.2%
   14 - 17                                       5.5%              4.1%              4.6%              4.7%
   18 - 24                                      12.0%             10.5%              9.6%              9.6%
   25 - 34                                      12.3%             13.5%             13.1%             12.6%
   35 - 44                                       8.5%             11.9%             12.2%             12.3%
   45 - 54                                      11.1%              8.7%              9.6%             10.2%
   55 - 64                                      14.3%             11.0%             10.3%             10.2%
   65 - 74                                      21.4%             13.3%             13.0%             12.5%
   75 - 84                                        --               9.5%              9.7%              9.8%
   85 +                                           --               2.9%              3.2%              3.5%

Male Population by Age                        64,098            59,860            58,063            56,677

   0 - 5                                         7.3%              7.9%              7.9%              7.8%
   6 - 13                                       11.2%             10.3%             10.4%             10.3%
   14 - 17                                       6.8%              5.1%              5.4%              5.4%
   18 - 24                                      13.1%             11.5%             10.9%             11.0%
   25 - 34                                      14.4%             15.3%             14.9%             14.7%
   35 - 44                                       9.4%             13.6%             13.9%             13.6%
   45 - 54                                      10.7%              9.4%             10.2%             10.9%
   55 - 64                                      12.9%             10.0%              9.4%              9.6%
   65 - 74                                      14.2%             10.4%             10.2%              9.6%
   75 - 84                                        --               5.4%              5.7%              5.8%
   85 +                                           --               1.1%              1.2%              1.4%

Area defined by Circle: (41.4222,75.6386): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 1 of 3
DUNMORE PLAZA, PA 5 Mile Radius                                           6/4/96

                                                 1980 Census                1990 Census          Percent
                                              Total    Percent            Total    Percent       Change
Population
   White                                    137,688       98.8          127,685       98.0         -7.3
   Black                                      1,002        0.7            1,395        1.1         39.2
   American Indian, Asian & Other               735        0.5            1,243        1.0         69.1
     Total                                  139,429      100.0          130,323      100.0         -6.5
   Hispanic                                     524        0.4              737        0.6         40.6

Age of Population:
  0 - 5                                       9,186        6.6            9,284        7.1          1.1
  6 - 13                                     13,968       10.0           11,935        9.2        -14.6
  14 - 17                                     8,490        6.1            5,932        4.6        -30.1
  18 - 24                                    17,427       12.5           14,280       11.0        -18.1
  25 - 34                                    18,443       13.2           18,700       14.3           14
  35 - 44                                    12,401        8.9           16,511       12.7         33.1
   45 - 54                                   15,236       10.9           11,801        9.1        -22.5
   55 - 64                                   19,031       13.6           13,714       10.5        -27.9
   65 +                                      25,225       18.1           28,158       21.6         11.6
Median Age Total Population                    36.8                        37.9                     3.1
Median Age Adult Population                    48.7                        46.7                    -4.1

Age of Male Population:
  0-5                                         4,707        7.3            4,750        7.9          0.9
  6-13                                        7,194       11.2            6,173       10.3        -14.2
  14-17                                       4,336        6.8            3,039        5.1        -29.9
  18-24                                       8,421       13.1            6,886       11.5        -18.2
  25 - 34                                     9,199       14.4            9,182       15.3         -0.2
  35 - 44                                     5,999        9.4            8,125       13.6         35.4
  45 - 54                                     6,863       10.7            5,650        9.4        -17.7
  55 - 64                                     8,270       12.9            5,962       10.0        -27.9
  65 +                                        9,109       14.2           10,089       16.9         10.8
  Total                                      64,098      100.0           59,860      100.0         -6.6
Median Age Male Population                     32.8                        34.9                     6.3
Median Age Adult Male Population               45.5                        43.4                    -4.6

Age of Female Population:
  0 - 5                                       4,479        5.9            4,534        6.4          1.2
  6 - 13                                      6,774        9.0            5,762        8.2        -14.9
  14 - 17                                     4,154        5.5            2,893        4.1        -30.4
  18 - 24                                     9,006       12.0            7,394       10.5        -17.9
  25 - 34                                     9,244       12.3            9,518       13.5          3.0
  35 - 44                                     6,402        8.5            8,386       11.9         31.0
  45 - 54                                     8,373       11.1            6,151        8.7        -26.5
  55 - 64                                    10,761       14.3            7,752       11.0        -28.0
  65 +                                       16,116       21.4           18,069       25.6         12.1
  Total                                      75,309      100.0           70,460      100.0         -6.4
Median Age Female Population                   41.2                        41.0                    -0.7
Median Age Adult Female Population             51.3                        50.2                    -2.2

Area defined by Circle: (41.4222,75.6386): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 2 of 3
DUNMORE PLAZA, PA 5 Mile Radius                                           6/4/96

                                                 1980 Census                1990 Census          Percent
                                              Total    Percent            Total    Percent       Change
Total Households                             52,008                      51,703                    -0.6
Household Population                        135,214                     124,651                    -7.8
Average Household Size                         2.60                        2.41                    -7.3

Total Families                               37,191                      33,723                    -9.3
Average Family Size                            3.21                        3.07                    -4.2
Average Family Income                      $ 18,937                     $35,184                    85.8

Family Population                            119,230      85.5          104,501      80.2         -12.4
Nonfamily Population                          15,984      11.5           20,150      15.5          26.1
Group Quarters Population                      4,215       3.0            5,669       4.3          34.5
Foreign Born Population                        4,628       3.3            2,899       2.2         -37.4

Household Income:
  $ 0 - $ 9,999                               19,643     37.7            11,723      22.7         -40.3
  $ 10,000 - $ 14,999                          9,673     18.6             6,363      12.3         -34.2
  $ 15,000 - $ 24,999                         13,869     26.6            10,011      19.4         -27.8
  $ 25,000 - $ 34,999                          5,939     11.4             8,826      17.1          48.6
  $ 35,000 - $ 49,999                          2,029      3.9             7,636      14.8         276.3
  $ 50,000 - $ 74,999                            670      1.3             4,997       9.7         645.8
  $ 75,000 - $ 99,999                            242      0.5             1,223       2.4         405.4
  $ l00,000 - $ 149,999                                                     550       1.1
  $ 150,000+                                                                331       0.6

Median Household Income                     $ 13,303                   $ 22,446                    68.7
Average Household Income                    $ 15,700                   $ 28,475                    81.4

Per Capita Income                            $ 6,046                   $ 11,800                    95.2

Median Home Value                            $29,545                   $ 62,684                   112.2
Average Home Value                          $ 33,039                   $ 70,382                   113.0

Median Contract Rent                           $ 140                       $252                    80.0
Average Contract Rent                          $ 141                       $259                    83.7

Total Housing Units                           55,689    100.0            55,421     100.0          -0.5
  Owner Occupied                              30,819     55.3            30,847      55.7           0.1
  Renter Occupied                             21,189     38.0            20,853      37.6          -1.6
  Vacant                                       3,681      6.6             3,718       6.7           1.0

  Mobile Home or Trailer                         589      1.1               836       1.5          41.9

  Condominiums                                    57      0.1               317       0.6         456.1

Area defined by Circle: (41.4222,75.6386): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 3 of 3
DUNMORE PLAZA, PA 5 Mile Radius                                           6/4/96

                                                 1980 Census                1990 Census          Percent
                                              Total    Percent            Total    Percent       Change
Occupation:
   Executive & Managerial                      4,182      7.4             5,257       9.3          25.7
   Professional Specialty                      5,579      9.9             6,877      12.1          23.3
   Technical Support                           1,475      2.6             1,885       3.3          27.8
   Administrative Support                      9,755     17.3             9,971      17.6           2.2
   Sales                                       5,449      9.7             6,205      10.9          13.9
     Total White Collar                       26,440     46.9            30,195      53.3          14.2
   Prod/Craft/Repair                           6,865     12.2             6,385      11.3          -7.0
   Machine Operators                           9,303     16.5             6,076      10.7         -34.7
   Trans/Material Moving                       2,627      4.7             2,411       4.3          -8.2
   Laborers                                    3,044      5.4             3,130       s.5           2.8
     Total Blue Collar                        22,043     39.1            18,002      31.7         -18.3
   Farm/Forest/Fish                              204      0.4               254       0.4          24.5
   Protective Service                          1,164      2.1               974       1.7         -16.3
   Private Service                               211      0.4                82       0.1         -61.1
   Other Service                               6,571     11.6             7,193      12.7           9.5
     Total Employed                           56,429     91.7            56,698      94.1           0.5

   Unemployed                                  5,076      8.3             3,536       5.9         -30.3

   Total Civil Labor Force                    61,505    100.0            60,234     100.0          -2.1

   Working Mothers                             7,360     47.5             8,954      65.1          21.7
     Child <6 or< 6 & 6-17                     2,250     14.5             3,598      26.2          59.9
     Child 6-17 Only                           5,110     33.0             5,356      39.0           4.8
   Nonworking Mothers                          8,121     52.5             4,795      34.9         -41.0

Means of Transportation to Work:
   Drive Alone/Carpool                        45,310     82.9            48,632      87.6           7.3
   Public Transportation                       2,933      5.4             1,637       2.9         -44.2
   Other                                       6,392     11.7             5,245       9.4         -17.9

Area defined by Circle: (41.4222,75.6386): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
DUNMORE PLAZA, PA 5 Mile Radius                                           6/4/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 91.3

                                  Demographics
--------------------------------------------------------------------------------

                 Total          Total      Household     Average      Median HH
            Population     Households     Population     HH Size         Income
1995           126,051         50,100        120,382        2.40        $26,593
2000           122,732         48,937        117,063        2.39        $31,258

                             Expenditure Potential
--------------------------------------------------------------------------------

                                      1995
                           Area  Yearly  Growth  Rate
                            Per Household      1.45 %
                               Total           0.98 %

                         Retail Support Potential (000)
--------------------------------------------------------------------------------
                               1995:        5,018 sq. ft.

--------------------------------------------------------------------------------

Product Potential                        1995         2000    1995     2000         Yearly     Bench-
Within Shopping Center/Total Retail     Total        Total   $ Per    $ Per    Growth Rate       mark
                                       ($000)       ($000)      HH       HH        Total $      Index
Apparel Store                          44,136        47,664     881       974        1.55%      86.0
Appliance Store                         3,804         3,143      76        64       -3.74%      89.0
Auto-Aftermarket Store                 75,468        75,929   1,506     1,552        0.12%      90.1
Convenience Store                      43,096        42,978     860       878       -0.05%      95.0
Dept. Store                            45,570        47,837     910       978        0.98%      86.1
Drug Store                             42,082        50,608     840     1,034        3.76%     106.9
Electronics Store                      16,400        20,839     327       426        4.91%      84.2
Fast Food Restaurant Store             42,587        36,702     850       750       -2.93%      89.0
Full Serv Restaurant Store             42,241        36,117     843       738       -3.08%      90.1
Furniture Store                        15,166        13,739     303       281       -1.96%      81.5
Grocery Store                         198,097       216,095   3,954     4,416        1.75%      96.8
Hardware Store                          8,050         8,438     161       172        0.95%      87.3
Home Centers Store                     36,798        41,931     734       857        2.65%      84.0
Jewelry Store                           7,224         7,230     144       148        0.02%      85.3
Liquor Store                           11,350         9,916     227       203       -2.66%      89.1
Mass Merchandiser Store                62,814        67,999   1,254     1,390        1.60%      88.6
Photo Store                               839           805      17        16       -0.81%      87.0
Shoe Store                              8,851        10,118     177       207        2.71%      88.8
Sporting Goods Store                    7,428         8,382     148       171        2.45%      82.8
Toy Store                               5,528         5,055     110       103       -1.77%      86.4
Variety Store                           3,648         3,997      73        82        1.84%      89.8

Area deftned by Circle: (41.4222,75.6386): 5 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
DUNMORE PLAZA, PA 5 Mile Radius                                           6/4/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential                        1995         2000    1995     2000         Yearly     Bench-
Within Shopping Center/Total Retail     Total        Total   $ Per    $ Per    Growth Rate       mark
                                       ($000)       ($000)      HH       HH        Total $      Index
Video Store                             2,571        4,243       51       87       10.54%       89.0
                                    ---------    ---------   ------   ------
Total Shopping Center                 723,747      759,766   14,446   15,525
All Other Stores                      555,113      582,740   11,080   11,908
Total Retail                        1,278,860    1,342,506   25,526   27,433

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area deftned by Circle: (41.4222,75.6386): 5 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report
CBC - C1750-41                                                       Page 1 of 4
Area 1 = DUNMORE PLAZA, PA 1 Mile Radius                                  6/4/96
Area 2 = DUNMORE PLAZA, PA 3 Mile Radius
Area 3 = DUNMORE PLAZA, PA 5 Mile Radius

Description                                  Area 1       Area 2       Area 3

Population:
    2000 Projection                          20,990       86,240      122,732
    1995 Estimate                            21,804       89,699      126,051
    1990 Census                              22,804       94,044      130,323
    1980 Census                              25,232      102,039      139,429
    Percent Change, 1980 - 1990                -9.6         -7.8         -6.5
    Percent Change, 1990 - 1995                -4.4         -4.6         -3.3

1995 Population by Race:
    % White                                    98.1         97.1         97.6
    % Black                                     1.1          lo5          1.2
    % American Indian                           0.1          0.1          0.1
    % Asian                                     0.5          1.0          0.9
    % Other                                     0.2          0.3          0.2
    % Hispanic                                  0.8          0.7          0.7

1995 Population by Age:
    % 0 - 5                                     6.5          6.8          7.1
    % 6 - 13                                    8.5          8.9          9.2
    % 14 - 17                                   4.9          5.2          5.0
    % 18 - 20                                   4.6          4.8          4.5
    % 21 - 24                                   6.0          6.0          5.7
    % 25 - 34                                  14.4         14.3         14.0
    % 35 - 44                                  12.5         12.5         13.0
    % 45 - 54                                   9.6          9.4          9.9
    % 55 - 64                                  10.0          9.7          9.9
    % 65 - 74                                  12.3         11.8         11.7
    % 75 - 84                                   8.1          8.1          7.9
    % 85 +                                      2.7          2.4          2.3
    Median Age Total Population                39.0         38.1         38.4
    Median Age Adult Population                47.6         46.9         47.1

Households:
    2000 Projection                           8,242       34,683       48,937
    1995 Estimate                             8,535       35,963       50,100
    1990 Census                               8,903       37,643       51,703
    1980 Census                               9,121       38,549       52,008
    Percent Change, 1980 - 1990                -2.4         -2.4         -0.6
    Percent Change, 1990 - 1995                -4.1         -4.5         -3.1
    1990 Household Population                21,405       89,152      124,651
    1990 Households w/ Children under 18      2,319       10,033       14,425
    1990 Households w/ Persons over 65        3,523       14,853       19,980

Area defined by Circle: (41.4222,75.6386): 1 mile(s)
Area defined by Circle: (41.4222,75.6386): 3 mile(s)
Area defined by Circle: (41.4222,75.6386): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report
CBC - C1750-41                                                       Page 2 of 4
Area 1 = DUNMORE PLAZA, PA 1 Mile Radius                                  6/4/96
Area 2 = DUNMORE PLAZA, PA 3 Mile Radius
Area 3 = DUNMORE PLAZA, PA 5 Mile Radius

Description                                  Area 1       Area 2         Area 3

1990 Family Population                       17,835        73,397        104,501
1990 Nonfamily Population                     3,570        15,755         20,150
1990 Group Quarters Population                1,397         4,890          5,669

1990 Average Household Size                    2.40          2.37           2.41
1990 Average Family Size                       3.08          3.06           3.07
1990 Family Households                        5,736        23,723         33,723
1990 Nonfamily Households                     3,169        13,914         17,981

1995 Household Income:
   % $ 0 - $9,999                              15.1          18.7           17.9
   % $ 10,000 - $14,999                         9.8          12.3           11.7
   % $ 15,000 - $24,999                        17.0          18.1           17.8
   % $ 25,000 - $34,999                        15.3          15.4           15.6
   % $ 35,000 - $49,999                        18.2          16.8           17.0
   % $ 50,000 - $74,999                        14.4          12.0           13.0
   % $ 75,000 - $ 99,999                        4.3           3.4            3.9
   % $100,000 - $149,999                        4.3           2.2            2.3
   % $150,000 +                                 1.6           1.1            0.9

2000 Median Household Income                $35,677       $29,898       $ 31,258
1995 Median Household Income                $30,255       $25,525       $ 26,593
1990 Median Household Income                $25,485       $21,691       $ 22,446

2000 Average Household Income               $48,205       $39,622       $ 40,503
1995 Average Household Income               $40,400       $33,531       $ 34,141
1990 Average Household Income               $33,557       $28,091       $ 28,475

2000 Per Capita Income                      $20,278       $16,892       $ 16,932
1995 Per Capita Income                      $16,897       $14,219       $ 14,209
1990 Per Capita Income                      $14,012       $11,879       $ 11,800

2000 Median Family Income                   $45,980       $40,549       $ 41,690
1995 Median Family Income                   $38,993       $34,618       $ 35,468
1990 Median Family Income                   $32,845       $29,418       $ 29,937

1990 Average Family Income                  $42,182       $35,176       $ 35,184

Area defined by Circle: (41.4222,75.6386): 1 mile(s)
Area defined by Circle: (41.4222,75.6386): 3 mile(s)
Area defined by Circle: (41.4222,75.6386): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report
CBC - C1750-41                                                       Page 3 of 4
Area 1 = DUNMORE PLAZA, PA 1 Mile Radius                                  6/4/96
Area 2 = DUNMORE PLAZA, PA 3 Mile Radius
Area 3 = DUNMORE PLAZA, PA 5 Mile Radius

Description                                  Area 1       Area 2          Area 3

1990 Housing Unit Counts:
  Total Units                                 9,562        40,665         55,421
   Occupied Units                             8,903        37,643         51,703
     Owner Occupied                           5,229        21,004         30,847
     Renter Occupied                          3,678        16,634         20,853
   Vacant Units                                 659         3,022          3,718
     Year Round                                 650         2,965          3,638
     Seasonal                                     9            58             77

1990 Housing Unit Percents:
   % Occupied of Total Units                   93.1          92.6           93.3
    % Owner Units of Occupied Units            58.7          55.8           59o7
    % Renter Units of Occupied Units           41.3          44.2           40.3
   % Vacant of Total Units                      6.9           7.4            6.7
    % Year Round of Vacant Units               98.6          98.1           97.8
    % Seasonal of Vacant Units                  1.4           1.9            2.1
   % Condominiums of Total Units                0.1           0.7            0.6

1990 Condominiums:
   Total Condominium Units                        9           279            317
    % Owner Occupied                            0.0          19.4           19.2
    % Renter Occupied                         100.0          72.4           70.3
    % Vacant                                    0.0           8.2           10.4

1990 Units in Structure:
   % 1, Detached                               43.0          42.0           46.6
   % 1, Attached                                5.0           5.8            5.1
   % 2                                         27.1          23.3           21.2
   % 3 - 9                                     21.4          20.4           18.3
   % 10 - 49                                    1.4           3.6            3.4
   % 50 +                                       0.5           2.9            2.4
   % Mobile Homes                               0.1           0.3            1.5
   % Other                                      1.5           1.6            1.5

1990 Median Home Value                      $70,112       $59,393       $ 62,684
1990 Median Contract Rent                   $   278       $   257       $    252

Area defined by Circle: (41.4222,75.6386): 1 mile(s)
Area defined by Circle: (41.4222,75.6386): 3 mile(s)
Area defined by Circle: (41.4222,75.6386): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report
CBC - C1750-41                                                       Page 4 of 4
Area 1 = DUNMORE PLAZA, PA 1 Mile Radius                                  6/4/96
Area 2 = DUNMORE PLAZA, PA 3 Mile Radius
Area 3 = DUNMORE PLAZA, PA 5 Mile Radius

Description                                  Area 1       Area 2          Area 3

1995 Total Employed                           9,199        39,514         52,651
1995 Socio-Economic Measure                      52            38             39

1990 Occupation:
    Total Civil Labor Force                  11,017        43,123         60,234
     % Unemployed                               4.8           6.1            5.9
    Total Employed                           10,492        40,494         56,698
                                             ------        ------         ------
     % White Collar                            60.9          53.7           53.3
                                             ------        ------         ------
       % Executive & Managerial                11.4           9.6            9.3
       % Professional Specialty                17.3          12.2           12.1
       % Technical Support                      2.8           3.0            3.3
       % Administrative Support                 174          17.8           17.6
       % Sales                                 12.0          11.1           10.9
                                             ------        ------         ------
     % Blue Collar                             25.3          31.0           31.7
                                             ------        ------         ------
       % Precision Production, Craft& Repair   10.0          10.8           11.3
       % Machine Operators                       76          10.6           10.7
       % Transportation & Material Moving       2 9           4.2            4.3
       % Laborers                               4.7           5.4            5.5
     % Farming, Forestry & Fishing              0.6           0.4            0.4
     % Service: Private Household               0.1           0.2            0.1
     % Service: Protective                      1.1           1.7            1.7
     % Service: Other                          11.9          13.1           12.7

1990 Educational Attainment (Age 25 & Over):
   % Less than Grade 9                          8.4          11.1           11.3
   % Grade 9-12(No Diploma)                    15.2          18.1           17.8
   % High School Graduate or Equivalency       36.1          39.2           39.5
   % Some College(No Degree)                   12.1          11.8           11.8
   % Associate Degree                           6.5           5.7            5.8
   % Bachelor Degree                           12.4           8.6            8.5
   % Graduate or Professional Degree            9.4           5.6            5.3

Area defined by Circle: (41.4222,75.6386): 1 mile(s)
Area defined by Circle: (41.4222,75.6386): 3 mile(s)
Area defined by Circle: (41.4222,75.6386): 5 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 1 of 9
Area 1 = DUNMORE PLAZA, PA 1 Mile Radius                                  6/4/96
Area 2 = DUNMORE PLAZA, PA 3 Mile Radius
Area 3 = DUNMORE PLAZA, PA 5 Mile Radius

--------------------------------------------------------------------------------
Description                                  Area 1       Area 2         Area 3

--------------------------------------------------------------------------------

1995 Socio-Economic Measure:                     52            38            39

1995 Employment:                              9,199        39,514        52,651

Population:
   2000 Projection                           20,990        86,240       122,732
   1995 Estimate                             21,804        89,699       126,051
   1990 Census                               22,804        94,044       130,323
   1990 - 1995 % Change (Growth)              -4.4%         -4.6%         -3.3%
   1990 Group Quarters Population             1,397         4,890         5,669

1995 % Population by Race:
   White                                       98.1%         97.1%         97.6%
   Black                                        1.1%          1.5%          1.2%
   American Indian, Eskimo & Aleut              0.1%          0.1%          0.1%
   Asian or Pacific Islander                    0.5%          1.0%          0.9%
   Other                                        0.2%          0.3%          0.2%
   Hispanic                                     0.8%          0.7%          0.7%

1990 % Population by Race:
   White                                       98.4%         97.6%         98.0%
   Black                                        0.9%          1.3%          1.1%
   American Indian, Eskimo & Aleut              0.0%          0.1%          0.1%
   Asian or Pacific Islander                    014%          0.8%          0.7%
   Other                                        0.2%          0.2%          0.2%
   Hispanic                                     0.6%          0.6%          0.6%

1995 % Population by Sex:
   Male                                        44.9%         45.9%         46.1%
   Female                                      55.1%         54.1%         53.9%

1990 % Population by Sex:
   Male                                        44.8%         45.7%         45.9%
   Female                                      55.2%         54.3%         54.1%
   2000 Pop per Square Mile (Pop Density)   6,471.9       2,733.9       1,675.4
   1995 Pop per Square Mile (Pop Density)   6,722.9       2,843.6       1,720.7
   1990 Pop per Square Mile (Pop Density)   7,031.2       2,981.3       1,779.0
   Area (Square Miles)                          3.2          31.5          73.3
   Area (Square Kilometers)                     8.4          81.7         189.7

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 2 of 9
Area 1 = DUNMORE PLAZA, PA 1 Mile Radius                                  6/4/96
Area 2 = DUNMORE PLAZA, PA 3 Mile Radius
Area 3 = DUNMORE PLAZA, PA 5 Mile Radius

--------------------------------------------------------------------------------
Description                                  Area 1       Area 2         Area 3

--------------------------------------------------------------------------------

Households:
    2000 Projection                           8,242        34,683        48,937
    1995 Estimate                             8,535        35,963        50,100
    1990 Census                               8,903        37,643        51,703
    1990 - 1995 % Change (Growth)             -4.1%         -4.5%         -3.1%

2000 Average Household Size                    2.38          2.35          2.39
1995 Average Household Size                    2.39          2.36          2.40
1990 Average Household Size                    2.40          2.37          2.41

2000 Per Capita Income                      $20,278        16,892        16,932
1995 Per Capita Income                      $16,897        14,219        14,209
1990 Per Capita Income                      $14,012        11,879        11,800

2000 Median Family Income                   $45,980        40,549        41,690
1995 Median Family Income                   $38,993        34,618        35,468
1990 Median Family Income                   $32,845        29,418        29,937

2000 Median Household Income                $35,677        29,898        31,258
1995 Median Household Income                $30,255        25,525        26,593
1990 Median Household Income                $25,485        21,691        22,446

2000 Average Household Income               $48,205        39,622        40,503
1995 Average Household Income               $40,400        33,531        34,141
1990 Average Household Income               $33,557        28,091        28,475

1995 % Household Income:
    $ 0 - $9,999                               15.1%         18.7%         17.9%
    $ l0,000 - $ 14,999                         9.8%         12.3%         11.7%
    $ l5,000 - $24,999                         17.0%         18.1%         17.8%
    $ 25,000 - $ 34,999                        15.3%         15.4%         15.6%
    $ 35,000 - $49,999                         18.2%         16.8%         17.0%
    $ 50,000 - $ 74,999                        14.4%         12.0%         13.0%
    $ 75,000 - $ 99,999                         4.3%          3.4%          3.9%
    $ 100,000 - $ 149,999                       4.3%          2.2%          2.3%
    $ 150,000 +                                 1.6%          1.1%          0.9%

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 3 of 9
Area 1 = DUNMORE PLAZA, PA 1 Mile Radius                                  6/4/96
Area 2 = DUNMORE PLAZA, PA 3 Mile Radius
Area 3 = DUNMORE PLAZA, PA 5 Mile Radius

--------------------------------------------------------------------------------
Description                                  Area 1       Area 2         Area 3

--------------------------------------------------------------------------------

1990% Household Income:
   $ 0 - $ 9,999                               19.4%         23.7%         22.7%
   $ 10,000 - $ 14,999                         10.5%         12.6%         12.3%
   $ 15,000 - $ 24,999                         19.1%         19.5%         19.4%
   $ 25,000 - $ 34,999                         18.0%         16.9%         17.1%
   $ 35,000 - $ 49,999                         15.5%         14.4%         14.8%
   $ 50,000 - $ 74,999                         10.1%          8.7%          9.7%
   $ 75,000 - $ 99,999                          4.1%          2.3%          2.4%
   $ 100,000 - $ 149,999                        2.0%          1.1%          1.1%
   $ 150,000 +                                  1.4%          0.7%          0.6%

1995% Population by Age:
   0 - 5                                        6.5%          6.8%          7.1%
   6 - 13                                       8.5%          8.9%          9.2%
   14 - 17                                      4.9%          5.2%          5.0%
   18 - 20                                      4.6%          4.8%          4.5%
   21 - 24                                      6.0%          6.0%          5.7%
   25 - 34                                     14.4%         14.3%         14.0%
   35 - 44                                     12.5%         12.5%         13.0%
   45 - 54                                      9.6%          9.4%          9.9%
   55 - 64                                     10.0%          9.7%          9.9%
   65 - 74                                     12.3%         11.8%         11.7%
   75 - 84                                      8.1%          8.1%          7.9%
   85 +                                         2.7%          2.4%          2.3%
   Median Age Total Population                 39.0          38.1          38.4
   Median Age Adult Population                 47.6          46.9          47.1

1990% Population by Age:
   0 - 5                                        6.7%          6.9%          7.1%
   6 - 13                                       8.5%          8.9%          9.2%
   14 - 17                                      4.4%          4.5%          4.6%
   18 - 20                                      5.3%          5.8%          5.2%
   21 - 24                                      6.2%          6.2%          5.8%
   25 - 34                                     14.4%         14.4%         14.3%
   35 - 44                                     12.3%         12.1%         12.7%
   45 - 54                                      8.8%          8.8%          9.1%
   55 - 64                                     10.6%         10.3%         10.5%
   65 - 74                                     12.3%         12.0%         11.9%
   75 - 84                                      8.1%          7.9%          7.6%
   85 +                                         2.4%          2.2%          2.1%
   Median Age Total Population                 38.5          37.7          37.9
   Median Age Adult Population                 47.1          46.5          46.7

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 1 of 9
Area 1 = DUNMORE PLAZA, PA 1 Mile Radius                                  6/4/96
Area 2 = DUNMORE PLAZA, PA 3 Mile Radius
Area 3 = DUNMORE PLAZA, PA 5 Mile Radius

--------------------------------------------------------------------------------
Description                                   Area 1        Area 2        Area 3

--------------------------------------------------------------------------------

1995 % Female Population by Age:
   0 - 5                                        5.6%          6.2%          6.4%
   6 - 13                                       7.4%          7.9%          8.2%
   14 - 17                                      4.8%          4.8%          4.6%
   18 - 20                                      4.5%          4.5%          4.2%
   21 - 24                                      5.8%          5.7%          5.4%
   25 - 34                                     13.0%         13.3%         13.1%
   35 - 44                                     11.6%         11.7%         12.2%
   45 - 54                                     9,3%           9.2%          9.6%
   55 - 64                                     10.4%         10.1%         10.3%
   65 - 74                                     13.5%         13.2%         13.0%
   75 - 84                                     10.1%         10.1%         9,7%
   85 +                                         3.8%          3.4%          3.2%
   Female Median Age Total Population          42.6          41.4          41.4
   Female Median Age Adult Population          51.4          50.5          50.3

1990 % Female Population by Age:
   0 - 5                                        5.7%          6.2%          6.4%
   6 - 13                                       7.4%          8.0%          8.2%
   14 - 17                                      3.7%          4.0%          4.1%
   18 - 20                                      6.0%          5.7%          5.1%
   21 - 24                                      6.0%          5.8%          5.4%
   25 - 34                                     12.9%         13.4%         13.5%
   35 - 44                                     11.5%         11.4%         11.9%
   45 - 54                                      8.5%          8.5%          8.7%
   55 - 64                                     11.0%         10.8%         11.0%
   65 - 74                                     13.7%         13.4%         13.3%
   75 - 84                                     10.2%          9.9%          9.5%
   85 +                                         3.4%          3.0%          2.9%
   Female Median Age Total Population          42.2          41.1          41.0
   Female Median Age Adult Population          50.8          50.3          50.2

1990 % Hispanic Population by Type:
   Not of Hispanic Origin                      99.4%         99.4%         99.4%
   Mexican                                      0.0%          0.1%          0.1%
   Puerto Rican                                 0.2%          0.3%          0.2%
   Cuban                                        0.0%          0.0%          0.0%
   Other Hispanic                               0.3%          0.3%          0.3%

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 5 of 9
Area 1 = DUNMORE PLAZA, PA 1 Mile Radius                                  6/4/96
Area 2 = DUNMORE PLAZA, PA 3 Mile Radius
Area 3 = DUNMORE PLAZA, PA 5 Mile Radius

--------------------------------------------------------------------------------
Description                                   Area 1        Area 2        Area 3

--------------------------------------------------------------------------------

1990% Population Enrolled in School
(Age 3 & Over):
     Preprimary School                          6.9%          7.9%          7.8%
     Elementary and High School                57.4%         57.9%         61.0%
     College                                   35.7%         34.2%         31.2%
     Total School Enrollment                  5,138        21,782        29,358

1990% Educational Attainment (Age 25 & Over):
     Less than Grade 9                          8.4%         11.1%         11.3%
     Grade 9-12(No Diploma)                    15.2%         18.1%         17.8%
     High School Graduate or Equivalency       36.1%         39.2%         39.5%
     Some College(No Degree)                   12.1%         11.8%         11.8%
     Associate Degree                           6.5%          5.7%          5.8%
     Bachelor Degree                           12.4%          8.6%          8.5%
     Graduate or Professional Degree            9.4%          5.6%          5.3%

1990% Employment Status:

     Total Labor Force:
        Armed Forces                            0.1%          0.1%          0.1%
        Civilian:
           Employed                            55.5%         52.5%         53.4%
           Unemployed                           2.8%          3.4%          3.3%
     Not In Labor Force                        41.6%         44.0%         43.2%

     Female Labor Force:
        Armed Forces                            0.0%          0.0%          0.0%
        Civilian:
           Employed                            48.9%         45.1%         45.7%
           Unemployed                           2.1%          2.7%          2.7%
     Not In Labor Force                        48.9%         52.3%         51.6%

1990% Working Mothers:
      Child <6 Only                            15.3%         16.1%         15.5%
      Child 6-17 Only                          42.1%         38.5%         39.0%
      Child <6 & 6-17                          12.3%         10.5%         10.6%
      Nonworking Mothers                       30.4%         35.0%         34.9%

      Total Mothers                           2,236         9,647        13,749

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 6 of 9
Area 1 = DUNMORE PLAZA, PA 1 Mile Radius                                  6/4/96
Area 2 = DUNMORE PLAZA, PA 3 Mile Radius
Area 3 = DUNMORE PLAZA, PA 5 Mile Radius

--------------------------------------------------------------------------------
Description                                   Area 1        Area 2        Area 3

--------------------------------------------------------------------------------

1990% Industry Employment:
   Agriculture/Forestry/Fishing                 0.6%          0.4%          0.4%
   Mining                                       0.1%          0.1%          0.1%
   Construction                                 5.2%          5.0%          4.9%
   Manufacturing:
     Nondurable Goods                          10.0%         12.1%         12.1%
     Durable Goods                              6.2%          8.2%          9.0%
   Transportation                               3.1%          4.2%          4.4%
   Communications & Public Utilities            2.1%          2.4%          2.4%
   Wholesale Trade                              4.4%          4.8%          4.8%
   Retail Trade                                17.0%         19.3%         19.3%
   Finance/Insurance/Real Estate                5.8%          5.1%          5.1%
   Services:
     Business & Repair                          3.8%          3.9%          3.7%
     Personal                                   3.2%          3.1%          2.9%
     Entertainment & Recreation                 0.9%          0.8%          0.9%
     Health                                    13.4%         11.2%         11.4%
     Educational                               11.6%          8.6%          7.9%
     Other Professional & Related               8.2%          6.4%          6.1%
   Public Administration                        4.4%          4.3%          4.6%
   Total                                     10,493        40,492        56,697

1990% Occupation:
   Executive & Managerial                      11.4%          9.6%          9.3%
   Professional Specialty                      17.3%         12.2%         12.1%
   Technical Support                            2.8%          3.0%          3.3%
   Sales                                       12.0%         11.1%         10.9%
   Administrative Support                      17.4%         17.8%         17.6%
   Service: Private Household                   0.1%          0.2%          0.1%
   Service: Protective                          1.1%          1.7%          1.7%
   Service: Other                              11.9%         13.1%         12.7%
   Farming, Forestry & Fishing                  0.6%          0.4%          0.4%
   Precision Production, Craft & Repair        10.0%         10.8%         11.3%
   Machine Operator, Assemblers & Inspectors    7.6%         10.6%         10.7%
   Transportation & Material Moving             2.9%          4.2%          4.3%
   Laborers                                     4.7%          5.4%          5.5%
   White Collar Total                          60.9%         53.7%         53.3%
   Blue Collar Total                           25.3%         31.0%         31.7%
   Total Employed                            10,488        40,487        56,700

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 7 of 9
Area 1 = DUNMORE PLAZA, PA 1 Mile Radius                                  6/4/96
Area 2 = DUNMORE PLAZA, PA 3 Mile Radius
Area 3 = DUNMORE PLAZA, PA 5 Mile Radius

--------------------------------------------------------------------------------
Description                                   Area 1        Area 2        Area 3

--------------------------------------------------------------------------------

1990 % Marital Status:
    Total Male:                               8,271        34,793        48,165
      Never Married                            32.9%         34.7%         33.1%
      Married                                  55.2%         52.3%         54.4%
      Separated                                 1.9%          1.9%          1.8%
      Widowed                                   4.4%          4.6%          4.5%
      Divorced                                  5.5%          6.5%          6.1%
    Total Female:                            10,839        43,348        59,498
       Never Married                           31.3%         28.4%         27.0%
       Married                                 41.8%         41.9%         44.0%
       Separated                                1.9%          2.2%          2.2%
       Widowed                                 18.5%         19.9%         19.5%
       Divorced                                 6.5%          7.6%          7.3%

1990 Households by Type:
    One Person Households                     2,858        12,678        16,480
    Two or more Person Households:
       Family Households:
         Married Couple                       4,365        17,430        25,130
         Male Householder                       283         1,293         1,771
         Female Householder                   1,088         5,000         6,822
       Nonfamily Households                     310         1,237         1,503

1990 Family Households With Children
    Married Couple Family                     1,783         7,223        10,620
    Male Householder                             74           383           534
    Female Householder                          451         2,365         3,194

1990 Population by Household Type:
    Family Households                        17,835        73,397       104,501
    Nonfamily Households                      3,570        15,755        20,150

1990 Households With:
    Children Under 18                         2,319        10,033        14,425
    Persons Over 65                           3,523        14,853        19,980
    Householder Over 65                       3,244        13,773        18,452

1990 Average Family Size                       3.08          3.06          3.07

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 8 of 9
Area 1 = DUNMORE PLAZA, PA 1 Mile Radius                                  6/4/96
Area 2 = DUNMORE PLAZA, PA 3 Mile Radius
Area 3 = DUNMORE PLAZA, PA 5 Mile Radius

--------------------------------------------------------------------------------
Description                                   Area 1        Area 2        Area 3

--------------------------------------------------------------------------------

1990 Median Home Value                      $70,112        59,393        62,684
1990 Average Home Value                     $80,478        66,774        70,382
1990 Median Contract Rent                   $   278           257           252
1990 Average Contract Rent                  $   281           265           259

1990 Persons In Unit:
    1 Person Units                            2,858        12,678        16,480
    2 Person Units                            2,784        11,337        15,736
    3 Person Units                            1,340         5,820         8,271
    4+ Person Units                           1,928         7,808        11,212

1990 Housing Unit Counts:
    Total Units                               9,562        40,665        55,421
       % Occupied                              93.1%         92.6%         93.3%
       % Vacant                                 6.9%          7.4%          6.7%
       % Year Round                             6.8%          7.3%          6.6%
       % Seasonal                               0.1%          0.1%          0.1%
    Occupied Units                            8,903        37,643        51,703
       % Owner Occupied                        58.7%         55.8%         59.7%
       % Renter Occupied                       41.3%         44.2%         40.3%
    Vacant Units                                659         3,022         3,718
       % Year Round of Vacant Units            98.6%         98.1%         97.8%
       % Seasonal of Vacant Units               1.4%          1.9%          2.1%

1990 Total Housing Units in Structure         9,562        40,665        55,421
    1, Detached                                43.0%         42.0%         46.6%
    1, Attached                                 5.0%          5.8%          5.1%
    2,                                         27.1%         23.3%         21.2%
    3 - 9                                      21.4%         20.4%         18.3%
    10 - 49                                     1.4%          3.6%          3.4%
    50 +                                        0.5%          2.9%          2.4%
    Mobile Home or Trailer                      0.1%          0.3%          1.5%
    Other                                       1.5%          1.6%          1.5%

1990 Housing Units by Year Built              5,194        21,092        30,836
    Built 1985 to March, 1990                   0.9%          1.5%          3.1%
    Built 1980 to 1984                          0.4%          1.3%          2.5%
    Built 1970 to 1979                          2.4%          4.3%          7.9%
    Built 1960 to 1969                          4.4%          5.2%          7.8%
    Built 1950 to 1959                          5.9%          5.8%          6.2%
    Built 1949 or Earlier                      86.0%         82.0%         72.5%

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 9 of 9
Area 1 = DUNMORE PLAZA, PA 1 Mile Radius                                  6/4/96
Area 2 = DUNMORE PLAZA, PA 3 Mile Radius
Area 3 = DUNMORE PLAZA, PA 5 Mile Radius

--------------------------------------------------------------------------------
Description                                   Area 1        Area 2        Area 3

--------------------------------------------------------------------------------

1990 % Means of Transportation to Work:
    Car, Truck or Van:
       Drove Alone                             70.0%         69.4%         71.2%
       Carpooled                               14.9%         16.6%         16.4%
    Public Transportation                       2.8%          3.2%          2.9%
    Other Means                                11.0%          9.4%          7.9%
    Worked at Home                              1.3%          1.4%          1.5%

1990 % Travel Time to Work:
    0 - 14 Minutes                             59.0%         54.4%         50.9%
    15 - 29 Minutes                            30.0%         34.3%         37.2%
    30 - 59 Minutes                             8.9%          9.4%          9.8%
    60 - 89 Minutes                             1.8%          1.5%          1.7%
    90 + Minutes                                0.3%          0.4%          0.4%

1990 Households by Number of Vehicles:
    1 Vehicle                                 3,674        15,566        20,702
    2 Vehicles                                2,714        10,219        14,952
    3 Vehicles                                  658         2,550         4,040
    4 Vehicles                                  200           659           897
    5 or More Vehicles                           64           220           295

Area defined by Circle: (41.4222,75.6386): 1 mile(s)
Area defined by Circle: (41.4222,75.6386): 3 mile(s)
Area defined by Circle: (41.4222,75.6386): 5 mile(s)

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

--------------------------------------------------------------------------------
                                Detail Rent Roll                        Page: 52
                                 DUNMORE PLAZA                    Date: 05/14/96
Report Date: 05/14/96                                             Time: 14:13:42

------------------------------------------------------------------------------------------------------------------------------------
                                   -- Rent Dates --
Suite                              Commence Expire     Square   Monthly   Annual   -- Cost Recovery --  Expense ---  Other Income --
No. Tenant Name                    Start              Footage  Base Rent  Rate/SF  Description  Monthly   Stop  Description  Monthly
------------------------------------------------------------------------------------------------------------------------------------
00010 PRICE CHOPPER                01/01/67 11/30/00   26,475       0.00    0.00
                                   01/01/67

00020 FAY'S DRUG STORE STORE #110  12/01/84 11/30/04   13,205   7,427.81    6.75                                  SPRINKLER   167.64
                                   12/01/84

00040 LITTLE CAESARS               01/01/94 12/31/96    1,900   1,464.58    9.25                                  MAINTENANC  158.33
                                   01/01/94                                                                       REAL ESTAT  158.33
                                                                                                                  SPRINKLER    24.12
                                                                                                                              340.78

00030 MALCOLM'S                    04/01/95 03/31/00    1,900   1,820.83   11.50                                  MAINTENANC  134.58
                                   04/01/95                                                                       REAL ESTAT  118.75
                                                                                                                              253.33

00050 GREAT WALL CHINESE RESTURANT 01/01/95 12/31/04    1,900   1,197.08   11.35                                  MAINTENANC  188.42
                                   01/01/95                                                                       REAL ESTAT  180.34

                                                                                                                              368.76




------------------------------------------------------------------------------------------------------------------------------------
Total Building                   Occupied Sqft: 100%   45,380  12,510.30                          0.00                      1,130.51
                                Available Sqft:   0%       0
                                    Total Sqft:       45,380
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------

Suite                               ---   Future Rent Increases  --
No. Tenant Name                        Date    Monthly Amt.  Per Sf
-------------------------------------------------------------------

00010 PRICE CHOPPER


00020 FAY'S DRUG STORE STORE #110


00040 LITTLE CAESARS                  01/01/98   1,583.33    10.00
                                      01/01/01   1,702.08    10.75
                                      01/01/04   1,860.42    11.75


00030 MALCOLM'S                       04/01/97   1,900.00    12.00



00050 GREAT WALL CHINESE RESTURANT    01/01/97   1,852.50    11.70
                                      01/01/98   1,907.92    12.05
                                      01/01/99   1,963.33    12.40
                                      01/01/00   2,018.75    12.75
                                      01/01/01   2,082.08    13.15
                                      01/01/02   2,145.42    13.55
                                      01/01103   2,208.75    13.95
                                      01/01/04   2,280.00    14.40

================================================================================
                                                   ADDENDUM G - PRO-JECT REPORTS
--------------------------------------------------------------------------------

                                   ADDENDUM G
                                PRO-JECT REPORTS

--------------------------------------------------------------------------------

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX

GLOBAL GROUPING
GLOBAL RECOVERY INS

RENEWAL COMMISSIONS:  STANDARD METHOD #3
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  NONE

                          DUNMORE PLAZA SHOPPING CENTER
                           PROJECT ASSUMPTIONS REPORT
                              INCLUDING ALL TENANTS

BUILDING PROLOGUE

LEASEHOLD ANALYSIS OF DUNMORE PLAZA SHOPPING CENTER BEGINNING 6/1996 FOR 31 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES

NRA
1996 VALUE -  45,380
THEREAFTER - CONSTANT

OCCA
1996 VALUE -   45,380
1997 VALUE -   45,380
1998 VALUE -   45,380
1999 VALUE -   45,380
2000 VALUE -   45,380
2001 VALUE -   45,380

2002 VALUE -   45,380
2003 VALUE -   45,380
2004 VALUE -   45,380
2005 VALUE -   44,430
2006 VALUE -   45.380
2007 VALUE -   44,905
2008 VALUE -   45.380
2009 VALUE -   45.380
2010 VALUE -   44,430
2011 VALUE -   45,380
2012 VALUE -   44,905
2013 VALUE -   45,380
2014 VALUE -   45,380
2015 VALUE -   42,224
2016 VALUE -   18,905
2017 VALUE -   18,430
2018 VALUE -   18,905
2019 VALUE -   17,805
2020 VALUE -    5,225
2021 VALUE -    5,225
2022 VALUE -    5,22S
2023 VALUE -    5,700
2024 VALUE -    5,700
2025 VALUE -    5,700
2026 VALUE -    4,750
THEREAFTER - CONSTANT

VACA
+100.0% OF NRA -100.0% OF OCCA

GROWTH RATES

RENT
1996 VALUE -     3.00
THEREAFTER - CONSTANT

EXP.
1996 VALUE -     3.00
THEREAFTER - CONSTANT

2.0%
1996 VALUE -     2.00
THEREAFTER - CONSTANT

3.0%
1996 VALUE -     3.00

THEREAFTER - CONSTANT

MARKET RATES

ANCR
1996 VALUE -    6.00
THEREAFTER - GROWING AT GROWTH RATE RENT

STOR
1996 VALUE -    11.00
THEREAFTER - GROWING AT GROWTH RATE RENT

MISCELLANEOUS INCOMES

NONE

EXPENSES

CAM             , REFERRED TO AS CAM
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     45,000
THEREAFTER - GROWING AT GROWTH RATE EXP.

REAL ESTATE TAXES , REFERRED TO AS TAX
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     53,086
THEREAFTER - GROWING AT GROWTH RATE EXP.

INSURANCE       , REFERRED TO AS INS.
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -    7,400

THEREAFTER - GROWING AT GROWTH RATE EXP.

MANAGEMENT FEES   , REFERRED TO AS MGT
AN INFORMATIONAL EXPENSE
1996 VALUE -    8,251
1997 VALUE -    8,417
1998 VALUE -    8,628
1999 VALUE -    8,801
2000 VALUE -    9,164
2001 VALUE -   11,397
2002 VALUE -   11,626

2003 VALUE -   11,816
2004 VALUE -   12,094
2005 VALUE -   12,065
2006 VALUE -   12,753
2007 VALUE -   12,897
2008 VALUE -   13,388
2009 VALUE -   13,651
2010 VALUE -   13,499
2011 VALUE -   14,311
2012 VALUE -   14,283
2013 VALUE -   14,853
2014 VALUE -   15,154
2015 VALUE -   14,389
2016 VALUE -    8,808
2017 VALUE -    8,627
2018 VALUE -    9,135
2019 VALUE -    8,897
2020 VALUE -    4,106
2021 VALUE -    4,258
2022 VALUE -    4,376
2023 VALUE -    4,950
2024 VALUE -    5,099
2025 VALUE -    5,251
2026 VALUE -    4,506
THEREAFTER - CONSTANT

VACANCY ALLOWANCE

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE -     2.00
THEREAFTER - CONSTANT

MANAGEMENT FEE

PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
PASSED THROUGH TO TENANTS USING EXPENSE MGT
1996 VALUE -     3.00

THEREAFTER - CONSTANT

COMMISSION CALCULATIONS

STANDARD METHOD #1 -  4.500% OF TOTAL RENT

STANDARD METHOD #2 -  2.250% OF TOTAL RENT

STANDARD METHOD #3 -  3.375% OF TOTAL RENT

STANDARD METHOD #4 -  0.000% OF TOTAL RENT

STANDARD METHOD #5 -  0.000% OF TOTAL RENT

COMMISSION PAYOUTS

STANDARD METHOD#1     - CASHED OUT

STANDARD METHOD#2     - CASHED OUT

STANDARD METHOD#3     - CASHED OUT

STANDARD METHOD#4     - CASHED OUT

STANDARD METHOD#5     - CASHED OUT

ALTERATION CALCULATION

NONE

ALTERATION PAYOUTS

STANDARD METHOD#1     - CASHED OUT

STANDARD METHOD#2     - CASHED OUT

STANDARD METHOD#3     - CASHED OUT

STANDARD METHOD#4     - CASHED OUT

STANDARD METHOD#5     - CASHED OUT

COMMON AREA MAINTENANCE POOL

NONE

CAPITAL EXPENDITURES

NONE

PRIMARY CLASSIFICATION CODES

NONE

SECONDARY CLASSIFICATION CODES

NONE

COST CENTERS

    1 - Common Area Maint.
    2 - Real Estate Taxes
    3 - Insurance Recovery

SALES VOLUME PROFILE

         PERCENT OF    RELATIVE
MONTH   ANNUAL SALES    VOLUME
-----   ------------    ------
JAN         8.33%        1.00
FEB         8.33%        1.00
MAR         8.33%        1.00
APR         8.33%        1.00
MAY         8.33%        1.00
JUN         8.33%        1.00
JUL         8.33%        1.00
AUG         8.33%        1.00
SEP         8.33%        1.00
OCT         8.33%        1.00
NOV         8.33%        1.00
DEC         8.33%        1.00
          ------        -----
TOTALS    100.00%       12.00

GLOBAL RECOVERIES

NONE

TENANT PROLOGUE

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS

NONE

TENANTS

THERE ARE A TOTAL OF 5 LEASEHOLD TENANT(S):

--------------------------------------------------------------------------------

#  1 - PRICE CHOPPER
BASE LEASE DATES:  1/1967 TO 11/2000
TYPE OF TENANT:    RETAIL
SQUARE FOOTAGE:    26,475

NOT SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  4.322/YEAR

PERCENTAGE RENT:
INITIAL SALES - 12,800,000/YEAR
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -  6,311,040/YEAR
 1.25% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:

CAM
RECAPTURE OF RECOVERIES

ASSIGNED TO COST CENTER 1 - Common Area Maint.

PERCENT OF OVERAGE  - 100.00%
PERCENT OF RECOVERY - 100.00%
ANNUAL MAXIMUM      -       0
RECOVERY FLOOR      -       0

REAL ESTATE TAX

RECAPTURE OF RECOVERIES

ASSIGNED TO COST CENTER     2 - Real Estate Taxes
PERCENT OF OVERAGE  - 100.00%
PERCENT OF RECOVERY - 100.00%
ANNUAL MAXIMUM      -       0
RECOVERY FLOOR      -       0

RECOVERIES

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

OPTION 1 DATES:     12/2000 TO 11/2005
SQUARE FOOTAGE:     26,415

MINIMUM RENT:
INITIAL RENT -  78,896/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -  6,111,040/YEAR
  1.25% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:

CAM
RECAPTURE OF RECOVERIES
ASSIGNED TO COST CENTER        1 - Common Area Maint.
PERCENT OF OVERAGE -     100.00%

PERCENT OF RECOVERY -    l00.00%
ANNUAL MAXIMUM      -          0
RECOVERY FLOOR      -          0

TAXES
RECAPTURE OF RECOVERIES
ASSIGNED TO COST CENTER        2 - Real Estate Taxes
PERCENT OF OVERAGE  -    l00.00%
PERCENT OF RECOVERY -    100.00%
ANNUAL MAXIMUM      -         0
RECOVERY FLOOR      -         0

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAN
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

OPTION 2 DATES:     12/2005 TO 11/2010
SQUARE FOOTAGE:     26,475

MINIMUM RENT:
INITIAL RENT -   78,896/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -  6,311,040/YEAR
  1.25% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:

CAM
RECAPTURE OF RECOVERIES
ASSIGNED TO COST CENTER     1 - Common Area Maint.
PERCENT OF OVERAGE  - 100.00%
PERCENT OF RECOVERY - 100.00%

ANNUAL MAXIMUM      -       0
RECOVERY FLOOR      -       0

TAXES
RECAPTURE OF RECOVERIES
ASSIGNED TO COST CENTER     2 - Real Estate Taxes
PERCENT OF OVERAGE  - 100.00%
PERCENT OF RECOVERY - 100.00%
ANNUAL MAXIMUM      -       0
RECOVERY FLOOR      -       0

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

OPTION 3 DATES:     12/2010 TO 11/2015

SQUARE FOOTAGE:     26,475

MINIMUM RENT:
INITIAL RENT -   78,896/YEAR

PERCENTAGE RENT:

INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER   - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT - 6,311.040/YEAR
  1.25% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:

CAM
RECAPTURE OF RECOVERIES
ASSIGNED TO COST CENTER        1 - Common Area Maint.
PERCENT OF OVERAGE   -   100.00%
PERCENT OF RECOVERY  -   100.00%
ANNUAL MAXIMUM       -         0

RECOVERY FLOOR       -         0

TAXES
RECAPTURE OF RECOVERIES
ASSIGNED TO COST CENTER        2 - Real Estate Taxes
PERCENT OF OVERAGE   -   100.00%
PERCENT OF RECOVERY  -   100.00%
ANNUAL MAXIMUM       -         0
RECOVERY FLOOR       -         0

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 -  Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:   NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

#  2 - FAY'S DRUGS
BASE LEASE DATES:   12/1984 TO 11/2004
TYPE OF TENANT:     RETAIL
SQUARE FOOTAGE:     l3,205
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   89,134/YEAR

PERCENTAGE RENT:
INITIAL SALES -  2,800,000/YEAR
THEREAFTER   - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -  4,450,000/YEAR
  2.00% OF OVERAGE TO A CEILING OF 4,999,999/YEAR
  1.50% OF OVERAGE TO A CEILING OF  6,499,999/YEAR
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER    2 - Real Estate Taxes
PRO RATA SNARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS:  NONE

OPTION 1 DATES:     12/2004 TO 11/2009
SQUARE FOOTAGE:     13,205

MINIMUM RENT:
INITIAL RENT     99,838/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -  4,450,000/YEAR
  2.00% OF OVERAGE TO A CEILING OF 4,999,999/YEAR
  1.50% OF OVERAGE TO A CEILING OF 6,499,999/YEAR
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:    NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE

WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

OPTION 2 DATES:     12/2009 TO 11/2014
SQUARE FOOTAGE:     13,205

MINIMUM RENT:
INITIAL RENT - 105,640/YEAR

PERCENTAGE RENT:
INITIAL SALES -  CONTINUED FROM PRIOR TERM
THEREAFTER    -  GROWING AT GROWTH RATE 2.0%

INITIAL BREAKPOINT - 4,450,000/YEAR
  2.00% OF OVERAGE TO A CEILING OF  4,999,999/YEAR
  1.50% OF OVERAGE TO A CEILING OF  6,499,999/YEAR
  1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

CAN
ASSIGNED TO COST CENTER  1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

OPTION 3 DATES:     12/2014 TO 11/2019
SQUARE FOOTAGE:     13,205

MINIMUM RENT:
INITIAL RENT -     112,243/YEAR

PERCENTAGE RENT:

INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -  4,450,000/YEAR
  2.00% OF OVERAGE TO A CEILING OF 4,999,999/YEAR
  1.50% OF OVERAGE TO A CEILING OF 6,499,999/YEAR l.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS:   NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

#  3 - LITTLE CAESARS
BASE LEASE DATES:   1/1994 TO 12/1996
TYPE OF TENANT:     RETAIL
SQUARE FOOTAGE:     1,900
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   17,575/YEAR

PERCENTAGE RENT:
INITIAL SALES -       0/YEAR
THEREAFTER   -      GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT - 4,450,000/YEAR
RECAPTURES: NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.

PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER  3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

OPTION 1 DATES:     1/1997 TO 12/2001
SQUARE FOOTAGE:     1,900

MINIMUM RENT:
INITIAL RENT -   17,575/YEAR
CHANGING TO  -   19,000/YEAR ON  1/1998

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER   - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -  4,450,000/YEAR
RECAPTURES:    NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER    2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA

================================================================================
                                                            ADDENDUM F RENT ROLL
--------------------------------------------------------------------------------

                                   ADDENDUM F
                                    RENT ROLL

CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER    3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

OPTION 2 DATES:      1/2002 TO 12/2006
SQUARE FOOTAGE:       1,900

MINIMUM RENT:
INITIAL RENT -  20,425/YEAR
CHANGING TO  -  22,325/YEAR ON  1/2004

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
INITIAL BREAKPOINT -  4,450,000/YEAR
RECAPTURES:    NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER  3 - Insurance Recovery
PRO RATA SNARE RECOVERY OF EXPENSE INS
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP

AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
  1       5.00         3       NONE        NONE          YES           NO
  2       5.00         3       NONE        NONE          YES           NO
  3       5.00         3       NONE        NONE          YES           NO
  4       5.00         3       NONE        NONE          YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE STOR MULTIPLIED BY  l.000
INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  2 -  Real Estate Taxes
PRO RATA SNARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER  3 - Insurance Recovery
PRO RATA SNARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS: STANDARD METHOD #3
RENEWAL PAYOUT:    CASHED OUT

RENEWAL ALTERATIONS: NONE

--------------------------------------------------------------------------------

#  4 - MALCOM'S

BASE LEASE DATES:    4/1995 TO  3/2000

TYPE OF TENANT:      RETAIL
SQUARE FOOTAGE:      1,900
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   2l,850/YEAR
CHANGING TO  -   22,800/YEAR ON  4/1997

PERCENTAGE RENT:
INITIAL SALES -      390,000/YEAR
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:    NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  2 - Real Estate Taxes
PRO RATA SNARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER  3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

OPTION 1 DATES:     4/2000 TO  3/2005
SQUARE FOOTAGE:     1,900

MINIMUM RENT:
INITIAL RENT -    23,750/YEAR

PERCENTAGE RENT:
INITIAL SALES - CONTINUED FROM PRIOR TERM
THEREAFTER    - GROWING AT GROWTH RATE 2.0%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:    NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER 2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER    3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
  1       5.00         3       NONE        NONE          YES           NO
  2       5.00         3       NONE        NONE          YES           NO
  3       5.00         3       NONE        NONE          YES           NO
  4       5.00         3       NONE        NONE          YES           NO
  5       5.00         3       NONE        NONE          YES           NO

RENEWAL MINIMUM RENT:
MARKET RATE STOR MULTIPLIED BY  1.000

INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S)  WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

CAM
ASSIGNED TO COST CENTER  1 - Common Area Maint.
PRO RATA SNARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  2 -Real Estate Taxes
PRO RATA SNARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER  3 -Insurance Recovery
PRO RATA SNARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS: STANDARD METHOD #3
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: NONE

--------------------------------------------------------------------------------

# 5 - GREAT WALL CHINESE
BASE LEASE DATES: 1/1995 TO 12/2004
TYPE OF TENANT: RETAIL
SQUARE FOOTAGE: 1,900
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   21,565/YEAR
CHANGING TO  -   22,230/YEARON     1/1997
CHARGING TO  -   22,895/YEARON     1/1998
CHANGING TO  -   23,560/YEARON     1/1999
CHANGING TO  -   24,225/YEARON     1/2000
CHANGING TO  -   24,985/YEARON     1/2001
CHARGING TO  -   25,745/YEARON     1/2002
CHARGING TO  -   26,505/YEARON     1/2003
CHANGING TO  -   27,360/YEARON     1/2004

PERCENTAGE RENT:
INITIAL SALES            0/YEAR
THEREAFTER  - GROWING AT GROWTH RATE 2.0%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:


CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER  2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER  - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE

WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:     NONE

ALTERATIONS:     NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
  1       5.00         3       NONE        NONE         YES            NO
  2       5.00         3       NONE        NONE         YES            NO
  3       5.00         3       NONE        NONE         YES            NO
  4       5.00         3       NONE        NONE         YES            NO
  5       5.00         3       NONE        NONE         YES            NO

RENEWAL MINIMUM RENT:
MARKET RATE STOR MULTIPLIED BY  1.000
INCREASING AT GROWTH RATE 3.0% PER YEAR DURING EACH RENEWAL TERM

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

CAM
ASSIGNED TO COST CENTER 1 - Common Area Maint.
PRO RATA SHARE RECOVERY OF EXPENSE CAM
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

REAL ESTATE TAXES
ASSIGNED TO COST CENTER   2 - Real Estate Taxes
PRO RATA SHARE RECOVERY OF EXPENSE TAX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

INSURANCE
ASSIGNED TO COST CENTER  3 - Insurance Recovery
PRO RATA SHARE RECOVERY OF EXPENSE INS.
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE

WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS: STANDARD METHOD #1
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: NONE

================================================================================
                                                  ADDENDUM H - ENGAGEMENT LETTER
--------------------------------------------------------------------------------

                                   ADDENDUM H
                                ENGAGEMENT LETTER

--------------------------------------------------------------------------------

                         [Letterhead of CB Commercial]

May 8,1996

Mr. Josh Kane
Chief Financial Officer
MARK CENTERS TRUST
660 Third Avenue
Kingston, PA 18704

Re: 17 Shopping Centers
    Nationwide

Dear Mr. Kane:

At your request, we are pleased to submit the following proposal to appraise the above referenced properties. The purpose of this assignment is to estimate the market value of the leased fee interest. We understand the appraisal reports are to be used for mortgage underwriting purposes. We also understand that the reports will be used by Mark Centers Trust and Morgan Stanley.
The properties are briefly described on attachment "A".

Our complete valuation will be presented in a self contained (narrative) format and will contain a complete description of the property along with pertinent exhibits and photographs together with supporting factual data and analysis necessary to convey our opinion of value. We will value the property based upon the cost, income and market approaches to value, where applicable, correlating our findings into a final value conclusion.

The report will be prepared in conformity with and will be subject to the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Each report will also conform to the Uniform Standards of Professional Appraisal Practice ("USPAP") and the Financial Institutions Reform, Recovery and Enforcement Act of 1 989 ("FIRREA") and the Morgan Stanley Capital Appraisal Standards described in Attachment "B".

We assume that there are no major or significant items of deferred maintenance beyond normal wear and tear for properties of their age as of the date of the appraisal which would require the expertise of a professional contractor to estimate the cost of such repairs. If such repairs need to be considered in this appraisal, such estimates are to be provided by a qualified firm hired by you and at no cost to us.

The total fee for the assignment is $68,000 ($4,000 per property) including all travel and related expenses which is due and payable upon delivery of the reports. If we are asked to cancel the assignment within two weeks of our engagement an upset fee equal to 50% will be due and payable. If cancellation occurs between two and three weeks, the upset fee will be equal to 75% and any time after three weeks the full fee will be due and payable.

We will furnish you with three copies of our final report within four to five weeks of our authorization. Authorization occurs upon our receipt of an executed copy of this proposal and our delivery date is contingent upon the timely receipt of all necessary property information, financial statements and detailed lease information. If all requested data and information is not available as of the authorized date, we reserve the right to extend the delivery date by the amount of time it takes to receive the requested information.

May 8,1996
Mr. Kane
Page 2

In order to complete this assignment in a timely manner, we will require the following specific information, if available:

      o     Copy of Ground Lease, if Leasehold
      o     Legal descriptions.
      o     Current rent roll.
      o     Copy of Leases or abstracts
      o     Expense reimbursements on a tenant by tenant basis
      o     Building area calculations and surveys.
      o     Operating statements for the past three full years.
      o     Current year expenses to date.
      o     A copy of the current budget.
      o Copies of any toxic engineering reports dealing with underground tanks, PCB's, asbestos or chemical spills, if available.
      o     A copy of the next fiscal year's budget, if available.
      o A list of major repairs which have recently been made, or are scheduled to be made in the next 18 months.
      o Name and phone number(s) of on-site superintendent(s), or local management firm or trustee for physical inspection.
      o Notice of any pending changes to the rent roll or pertinent information regarding the current status of the tenants.

If we are requested to give court testimony an additional fee will be charged on an hourly basis at $300 per hour for designated MAI-appraisers and $175 for non-designated appraisers. Said hourly billings pertain to court preparation, waiting and travel time, document review and preparation (excludes narrative appraisal report) and all meetings related to court testimony.

The client may provide only complete, final copies of the appraisal report to third parties who shall rely on such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Commercial, or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

In addition to the fee for this assignment, you agree to compensate us at a rate to be mutually agreed to, for any time expended by us should we be required (by subpoena or otherwise) or requested by you, your representatives or other entity to become involved in any litigation or

May 8,1996
Mr. Kane
Page 3

legal proceeding in any way involving this engagement to which we are not a party, the appraisal work we produce or the property which is the subject of this assignment. You also agree to pay, on demand, all reasonable expenses which we incur in connection with any litigation or proceedings including the fees of our attorneys.

You acknowledge that we are being retained hereunder as an independent contractor to perform the services described herein and nothing in this agreement shall be deemed to create any other relationship between us. This assignment will be deemed concluded and the services hereunder completed upon delivery to you of the appraisal report discussed herein.

If these terms are acceptable, please authorize us to proceed by having an officer of the corporation, managing general partner, principal, owner, or a contractually responsible party sign the enclosed copy of this proposal with "Terms and Conditions" and return it to us for our permanent file. Upon receipt of your authorization, we will schedule the necessary personnel to complete the project in a timely manner.

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please do not hesitate to give me a call.

Sincerely,

CB COMMERCIAL REAL ESTATE GROUP, INC.
Appraisal


/s/ Michael R. Pecorino

Michael R. Pecorino, MAI

MRP:jf

cc:   Douglas W. Haney


Enclosure

                                AGREED & ACCEPTED


-----------------------------               -------------------------------
Signature                                   Title

-----------------------------               -------------------------------
Name (type or print)                        Date

Office #:                                   Fax #:
         --------------------                     -------------------------

================================================================================
                                                  ADDENDUM H - ENGAGEMENT LETTER
--------------------------------------------------------------------------------

                                   ADDENDUM I
                                 QUALIFICATIONS

--------------------------------------------------------------------------------

================================================================================
                                                     ADDENDUM I - QUALIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                             DIMITRI M. TEDDONE, MAI
                            Assistant Vice President
                           Senior Real Estate Analyst

                      CB Commercial Real Estate Group, Inc.
                                    Appraisal
                        560 Lexington Avenue, 20th Floor
                            New York, New York 10022
                                 (212) 207-6088

                                   EDUCATIONAL

Bachelor of Science, Marketing
Long Island University, C.W. Post Campus                     Greenvale, New York

Appraisal Institute

Successfully completed all the necessary courses to qualify for the MAI designation.

                             LICENSES/CERTIFICATIONS

Certified Real Estate General Appraiser: State of New York State #46-7944

                                  PROFESSIONAL

                               Appraisal Institute

Designated Member of the Appraisal Institute (MAI), Certificate No. 10348

                                   EXPERIENCE

Engaged in the appraisal and consultation of commercial real estate throughout the Northeast United States since July of 1986, specializing in the New York Metropolitan area. Assignments include full and partial interest appraisals of investment grade office buildings, air rights, commercial lofts, multi-family residential properties, cooperatives, condominium, townhouses, shopping centers, industrial facilities, special-use properties, portfolio valuations and multi-property assignments.

1986 - 1991     Joseph J. Blake & Associates                      New York, New York
1991 - Present  CB Commercial Real Estate Group, Inc., Appraisal  New York, New York

--------------------------------------------------------------------------------

================================================================================
                                                     ADDENDUM I - QUALIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                            MICHAEL R. PECORINO, MAI
                     Senior Vice President, Regional Manager

                      CB Commercial Real Estate Group, Inc.
                        560 Lexington Avenue, 20th Floor
                            New York, New York 10022
                                  (212)207-6102

                                   EDUCATIONAL

Real Estate Appraisal and Analysis, New York University, the Real Estate Institute Bachelor of Arts, Geography, Planning, Urban Studies, State University College of New York at Oneonta

Successfully completed all the necessary courses to qualify for the MAI designation.

                             LICENSES/CERTIFICATIONS

Certified General Real Estate Appraiser: State of New York (46000002055) Certified General Real Estate Appraiser: State of New Jersey (RG-01667) Certified General Real Estate Appraiser: State of Pennsylvania (GA-001096-R) Certified General Real Estate Appraiser: State of Connecticut (0000489) Certified General Real Estate Appraiser: State of Maryland (10569)
Certified General Real Estate Appraiser: State of New Jersey (3793) Certified General Real Estate Appraiser: State of Delaware (X10000223) Certified General Real Estate Appraiser: State of Maine (CG00001192) Certified General Real Estate Appraiser: State of Vermont (080-0000168) Certified General Real Estate Appraiser: State of District of Columbia
 (GA00010315)
Licensed Real Estate Broker:  State of New York

                                  PROFESSIONAL

                               Appraisal Institute

Designated Member of the Appraisal Institute (MAI), Certificate No. 7944 Member of the Real Estate Board of New York

                                   EXPERIENCE

Fifteen years of Real Estate Appraisal and Consulting experience throughout the United States specializing in the New York metropolitan area.

1993 - Present  CB Commercial Real Estate Group, Inc., Appraisal  New York, New York
1983 - 1993     Cushman & Wakefield, Inc.                         New York, New York
1982 - 1983     Joseph J. Blake & Associates, Inc.                New York, New York
1981 - 1982     City of New York - Office of Manhattan Planning   New York, New York
1980 - 1981     City of Jersey City - Office of the Mayor         Jersey City, New Jersey

Assignments include full and partial interest appraisals of office buildings, air rights, commercial lofts, garden apartments, cooperatives, condominiums, townhouses, shopping centers, industrial facilities, residential and office market studies, portfolio valuations and multi-property assignments.

--------------------------------------------------------------------------------

================================================================================
                                                     ADDENDUM I - QUALIFICATIONS
--------------------------------------------------------------------------------

----------

+ The Appraisal of Real Estate, Tenth Edition, Appraisal Institute, 1992.

++ The Dictionary of Real Estate Appraisal, Third Edition, 1993.

ss. The office of the Comptroller of the Currency, 12 CFR Part 34, Subpart C, ss.34.42(f), August 24, 1966. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

* 1966 BOMA Experience Exchange Report, Income/Expense Analysis for Office Buildings (Building Owners and Managers Association, 1966)

++ Statement on Appraisal Standard No. 6, Appraisal Standards Board of The Appraisal Foundation, September 19, 1992.

--------------------------------------------------------------------------------

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                               COMPLETE APPRAISAL
                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                                   AMES PLAZA
                                    Route 61
                             Shamokin, Pennsylvania
                               CB File No. 96-093G

                              [CB COMMERCIAL LOGO]

                          Delivering Solutions Through
                           Local Knowledge Worldwide

                               COMPLETE APPRAISAL
                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                                   AMES PLAZA
                                    Route 61
                             Shamokin, Pennsylvania
                               CB File No. 96-093G

                                  DATE OF VALUE

                                  May 15, 1996

                                  PREPARED FOR

                                 MORGAN STANLEY
                              Mortgage Capital Inc.
                                  1585 Broadway
                               New York, NY 10036

                                   PREPARED BY

                      CB COMMERCIAL REAL ESTATE GROUP, INC.
                               APPRAISAL SERVICES
                        560 Lexington Avenue, 16th Floor
                            New York, New York 10022

             [LETTERHEAD OF CB COMMERCIAL REAL ESTATE GROUP, INC.]

June 19, 1996

MORGAN STANLEY
Mortgage Capital Inc.
1585 Broadway
New York, NY  10036

RE:   Appraisal of Shopping Center
      AMES PLAZA
      Route 61
      Shamokin, Pennsylvania
      CB File No. 96-093G

Dear Ladies and Gentlemen;

At your request and authorization, CB Commercial Real Estate Group, Inc. has prepared a Complete Appraisal presented in a self-contained appraisal report of the current market value of the leased fee estate in the above-referenced real property.

The subject property is a single story neighborhood shopping center featuring 98,210 square feet of gross leasable area. The shopping center is anchored by a Ames Department Store and is currently 100% leased though only 60% occupied. The property's second anchor, an Acme Supermarket vacated their store in February 1996, but is current in their rent payments. The property is more fully described, legally and physically, within the enclosed report.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

Based on research and analysis contained in this report, it is estimated that the current market value of the leased fee estate in the subject property as of May 15, 1996, is:

                               TWO MILLION DOLLARS
                                  ($2,000,000)

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, and The Financial Institution Reform, Recovery, and Enforcement Act of 1989 (FIRREA). Furthermore, this report has been prepared in conformance with our interpretation of the appropriate regulations and guidelines set forth by Morgan Stanley.

Morgan Stanley
June 19, 1996
Page 2

It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CB Commercial Real Estate Group, Inc. can be of further service, please do not hesitate to contact us.

Respectfully Submitted,

CB COMMERCIAL REAL ESTATE GROUP, INC.
APPRAISAL SERVICES

by:

/s/ Peter J. Jolicoeur                /s/ Michael R. Pecorino
-------------------------------       -------------------------------
Peter J. Jolicoeur                    Michael R. Pecorino, MAI
Assistant Vice President              Senior Vice President
Senior Real Estate Analyst            Northeast Regional Manager
                                      Pennsylvania Certification No. GA-001096-R

================================================================================
                                                 CERTIFICATION OF THE APPRAISERS
--------------------------------------------------------------------------------

                         CERTIFICATION OF THE APPRAISERS

We certify that to the best of our knowledge and belief:

     1.   The statements of fact contained in this report are true and correct.

     2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

     3. We have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

     4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, such as the approval of a loan.

     5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. In addition, this report conforms to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act (FIRREA).

     6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

     7. Michael R. Pecorino has completed the requirements of the continuing education program of the Appraisal Institute.

     8. The property was personally inspected by Peter J. Jolicoeur, but was not inspected by Michael R. Pecorino, MAI.

     9. No other person provided professional assistance to the persons signing this report.

     10. The undersigned appraisers have extensive experience in the appraisal/review of similar property types.


/s/ Peter J. Jolicoeur                /s/ Michael R. Pecorino
-------------------------------       -------------------------------
Peter J. Jolicoeur                    Michael R. Pecorino, MAI
Senior Real Estate Analyst            Senior Vice President
                                      Northeast Regional Manager
                                      Pennsylvania Certification No. GA-001096-R


--------------------------------------------------------------------------------
                                        i

================================================================================
                                                             SUBJECT PHOTOGRAPHS
--------------------------------------------------------------------------------

                               SUBJECT PHOTOGRAPHS

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                 FRONT VIEW OF THE SUBJECT PROPERTY FACING AMES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
           FRONT VIEW OF THE SUBJECT PROPERTY FACING VACANT ACME STORE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

================================================================================
                                                        SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

                            SUMMARY OF SALIENT FACTS

Property Name:                  Ames Plaza

Location:                       Route 61, Shamokin, Pennsylvania

Assessor's Parcel Number:       Section 68, Parcel Nos 44C, 44C 001L & 44C 0013L

Property Description:           The subject property is a single story
                                neighborhood shopping center featuring 98,210 square feet of gross leasable area. The improvements are situated on a 765,465 square foot lot (17.57 acre). Construction features include a concrete and steel frame and brick and split-faced block exterior walls.

Highest and Best Use

As Though Vacant:               Land banking until such time that retail
                                development becomes financially feasible

As Improved:                    Continued use as a shopping center

Property Rights Appraised:      Leased Fee

Date of Value:                  May 15, 1996

Land Area                       765,465 Square Feet (17.57 acres)

Improvements

Building Area:

    Gross Leasable Area:        98,210 SF

Year Built:                     1967

Condition:                      Good

Estimated Marketing Time:       12 months or less


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                                                        SUMMARY OF SALIENT FACTS
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Financial Indicators

Current Occupancy:                        100% Leased / 60% Occupied

Stabilized Occupancy:                     99%

Market Rental Rate:                       $  3.50 P.S.F.
                                          Anchor
                                          $  5.00 P.S.F. Satellite

Income Growth Rate:                       3.0%

Estimated Stabilized Expenses:            $ 0.86 P.S.F.

Expense Growth Rate:                      3.0%

Going-In Overall Capitalization
Rate Selected:                            10.00%

Going-In Overall Capitalization
Rate Implied:                             9.2%

Terminal Overall Capitalization
Rate:                                     10.50%

Discount Rate:                            12.00%

Valuation

Land Value:                               N/A

Cost Approach:                            N/A

Sales Comparison Approach:                $ 2,100,000

Income Capitalization Approach:           $ 2,000,000

Final Value

Conclusion:                               $ 2,000,000

Per Square Foot:                          $ 20.36/SF


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                                                                    INTRODUCTION

                                  INTRODUCTION

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                                                               TABLE OF CONTENTS
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                                TABLE OF CONTENTS

CERTIFICATION OF THE APPRAISERS................................................i

SUBJECT PHOTOGRAPHS...........................................................ii

SUMMARY OF SALIENT FACTS.....................................................iii

TABLE OF CONTENTS..............................................................v

INTRODUCTION...................................................................1

AREA ANALYSIS..................................................................7

MARKET ANALYSIS...............................................................15

SITE ANALYSIS.................................................................20

IMPROVEMENT ANALYSIS..........................................................22

ZONING........................................................................25

TAX AND ASSESSMENT DATA.......................................................26

HIGHEST AND BEST USE..........................................................27

APPRAISAL METHODOLOGY.........................................................30

SALES COMPARISON APPROACH.....................................................32

INCOME CAPITALIZATION APPROACH................................................37

RECONCILIATION OF VALUE.......................................................60

ASSUMPTIONS AND LIMITING CONDITIONS...........................................62

ADDENDA.......................................................................66
     A.........................................................Glossary Of Terms
     B.........................................................Legal Description
     C.................................................Improved Comparable Sales
     D........................................................Rental Comparables
     E...........................................Strategic Mapping, Inc. Reports
     F.................................................................Rent Roll
     G..........................................................PRO-JECT Reports
     H.........................................................Engagement Letter
     I............................................................Qualifications


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                                  INTRODUCTION

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                                                                    INTRODUCTION
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                                  INTRODUCTION

PROPERTY IDENTIFICATION

The subject is located on the south side of Route 61 in Coal Township, approximately one-half mile east of the City of Shamokin, Pennsylvania. The Coal Township assessor's tax identification number is Section 68, Parcel Nos 44C, 44C 001L & 44C 0013L. A full metes and bounds legal description is included in the Addenda.

OWNERSHIP AND PROPERTY HISTORY

The subject is currently owned by Mark Centers Limited Partnership. The subject has not sold in the last three years and to the best of our knowledge there is no known current listing, option, or agreement of sale of the subject.

DATES OF INSPECTION AND VALUATION

The site was last inspected by Peter J. Jolicoeur on May 15, 1996. Michael R. Pecorino, MAI did not inspect the subject or the comparables employed but reviewed this report and concurs with the conclusions. The date of the market value is the date of inspection, May 15, 1996.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the current market value of the leased fee estate in the subject property in it's "As Is" condition. Market value is defined as follows:

     Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and


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                                                                    INTRODUCTION
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     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

TERMS AND DEFINITIONS

Please refer to the Addenda for a Glossary of the Terms and Definitions that are, and may be used in this appraisal.

INTENDED USE OF REPORT

This appraisal is for mortgage underwriting purposes.

PROPERTY RIGHTS APPRAISED

The value estimated represents the leased fee estate.

APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The following steps were completed by CB Commercial for this assignment:

     1.   Analyzed regional, city, neighborhood, site, and improvement data.

     2.   Inspected the subject and the neighborhood.

     3. Reviewed data regarding taxes, zoning, utilities, easements, and city services.

     4. Considered comparable improved sales, comparable improved building rental information, and comparable site sales. Data was confirmed with principals, managers, or real estate agents representing principals, unless otherwise noted.

     5. Analyzed the data to arrive at conclusions via each approach to value used in this report.

     6. Reconciled the results of each approach to value employed into a probable range of market data and finally an estimate of value for the subject, as defined herein.

     7. Estimated a reasonable exposure time associated with the value estimate.

The subject site and improvement descriptions are based on a personal inspection of the property, discussions with representatives of the subject property, and/or a review of relevant plat maps and leasing plans. The inspection is not a substitute for thorough engineering studies.

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(1) The definition of market value is taken from: The Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, ss.34.42(f), August 24, 1966. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.


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                                                                    INTRODUCTION
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To develop the opinion of value, CB Commercial performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice. This means that no departures from Standard 1 were invoked.

This is a complete appraisal, in the form of a Self-Contained Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Standards of Professional Appraisal Practice. The definitions of Complete Appraisal and Self-Contained Report are found in the Glossary of Terms and Definitions. In a complete appraisal, CB Commercial uses all known applicable approaches to value. The value conclusion reflects all known information about the subject property, market conditions, and available data.

The Self-Contained Report incorporates to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. It also includes thorough descriptions of the subject property and the market for the subject property type. All data considered significant that was requested for this assignment was received by CB Commercial Real Estate Group, Inc. Appraisal Services.

SPECIAL APPRAISAL INSTRUCTIONS

There were no special appraisal instructions.

MARKETING PERIOD

The marketing period section is divided into reasonable exposure time and reasonable marketing time. Exposure time differs from marketing time. Marketing time is the period required to sell a real property interest at market value during the period immediately after the effective date of the appraisal. Exposure time is always presumed to precede the effective date of the appraisal.

Exposure time is not intended to be a prediction of a date of sale or a one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

     o    statistical information about days on the market

     o    information gathered through sales verification

     o    interviews of market participants.

The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions.


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                                                                    INTRODUCTION
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Reasonable Exposure Time

Exposure time is always presumed to precede the effective date of the appraisal. It is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but adequate, sufficient, and reasonable marketing effort. Exposure time and appraisal conclusion of value are therefore interrelated.

Exposure time is often expressed as a range and is based on direct and indirect market data gathered during the market analysis, sales verifications, interviews with market participants, and other appropriate sources. The amount of time which a property will require to be marketed varies greatly depending on a number of factors including market conditions, listing price, terms of sale offered, and competitive listing inventory.

In addition to considering each of the factors noted above, CB Commercial considered:

     o exposure periods of comparable sales revealed during the course of this appraisal,

     o    the most recent CB Commercial National Investor Survey, and

     o    the opinions of local knowledgeable real estate brokers and investors.

Market Conditions

Throughout the Northumberland area, market conditions for most property types have been generally weak during the past three to four years. The value of most investment grade property types has decreased due to a number of factors. The lack of demand for investment properties and the inability of owners to make mortgage payments resulted in numerous foreclosures, or properties deeded back in lieu of foreclosure. Increased listing inventory has had a substantial downward influence on property values and the exposure time necessary to generate sales. Only recently, due to the competitive pricing in the market and improving economic conditions, has the number of transactions and active investors increased. These market conditions describe the current market and illustrate how exposure time is correlated with listing inventory, competitive pricing structures, and marketing efforts.

CB Commercial National Investor Survey

In the most recent issue of the CB Commercial National Investor Survey, published in the Second Quarter 1996, CB Commercial surveyed a wide range of investors for property type preferences and specific marketing times. Respondents showed a clear preference for apartments, suburban offices, warehouse/distribution, community shopping centers, neighborhood shopping centers, power centers, urban offices, and business parks. Investors


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                                                                    INTRODUCTION
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indicated that exposure requirements for investment property have changed little from the previous survey, now an average of approximately 8.5 months for the subject property type.

Real Estate Broker Surveys

As a second information source, appraisers solicited the opinions of real estate brokers knowledgeable in the subject market and property type. While the majority of individuals surveyed were reluctant to predict an exact exposure time length for retail property in general, they generally estimated an approximate range between 6 and 12 months. All assumed that property would be appropriately priced and marketed. When asked about the subject property specifically, the consensus of opinion was that the subject would receive average to above average recognition in the marketplace under a reasonable plan for pricing and promotion.

Exposure Time Conclusion

In conclusion, based on the foregoing analysis, an exposure time of between 6 and 12 months is reasonable, defensible, and appropriate. Like the brokers surveyed, CB Commercial assumes that the subject property would have been competitively priced and aggressively promoted regionally.

Reasonable Marketing Time

Reasonable marketing time is the period a prospective investor would forecast to sell the subject property immediately after the date of value, at the value estimated. Anticipated marketing time is essentially a measure of the perceived level of risk associated with the marketability, or liquidity, of the subject as an investment grade property. The sources for this information include those used in estimating the reasonable exposure time, but also an analysis of the anticipated changes in market conditions following the date of appraisal. In other words, the reasonable marketing time is the number of months it will require to sell the subject property from the date of value, into the future.

The reader must understand, however, that the future price for the subject property (at the end of the marketing time) may or may not equal the appraisal estimate. The future price depends on unpredictable changes in the physical real estate, demographic and economic trends, real estate markets in general, supply/demand characteristics for the property type, and many other factors.

Based on the premise that present market conditions are the best indicators of future performance in the short-term and under stable market conditions, a prudent investor will forecast that, under the conditions described above, the subject property will require a marketing time of 6 to 12 months.


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                                                               REGIONAL ANALYSIS
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                                REGIONAL AREA MAP
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                               [GRAPHIC OMITTED]

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                                                                   AREA ANALYSIS
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                                  AREA ANALYSIS

The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property.

A regional map indicating the location of the subject is presented on the previous page.

REGIONAL INFLUENCES

Location

The subject is located in the community of Shamokin within Northumberland County, in the middle portion of the state of Pennsylvania. Northumberland County is not part of any larger Metropolitan Statistical Area (MSA). It is a rural county with two small cities, Shamokin and Sunbury, each having a population of less than 25,000. Northumberland County is bordered to the west by Union and Snyder Counties, to the east by Columbia and Schuylkill Counties, to the south by Dauphin County, and to the north by Lycoming and Montour Counties. A regional map indicating the location of the subject is presented on the following page.

Population

The 1995 population within Northumberland County was estimated by Strategic Mapping, Inc. to be 95,811, a density of 208 persons per square mile, which is nearly double some of the surrounding counties. This indicates a decrease of 960, or 1% from the April 1, 1990 federal census. The population is expected to further decrease slightly to approximately 95,629 by the year 2000.

Demographic statistics for Northumberland County are summarized in the following table.


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                           SELECTED AREA DEMOGRAPHICS
                              NORTHUMBERLAND COUNTY
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    Population
           1995 Estimate                                       95,811
           1990 Census                                         96,771
           1990-1995 % Change                                   -1.0%

    Households
           1995 Estimate                                       38,380
           1990 Census                                         38,736
           1990-1995 % Change                                   -0.9%

    1995 Median Household Income                             $ 26,192
    1995 Average Household Income                            $ 31,948
    1990 Average Home Value                                  $ 46,347
    1990 % College Graduates                                    12.3%
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   Source: Strategic Mapping, Inc.
   Compiled by:  CB Commercial Real Estate Group, Inc.
   =========================================================================

Households

Similar to the population level within the Northumberland County, the number of households has decreased in recent years and is projected to remain relatively flat over the next five years. Between 1990 and 1995, the number of households in Northumberland County declined by 0.9%. Projections for the year 2000 indicate a mature and stable area with the number of households increasing at a nominal rate. The average household size did not change between 1990 and 1995 (averaging 2.46 persons per household) and is expected to remain fairly stable over the next five years, dropping only slightly to 2.45.

Income

Per the data compiled by Strategic Mapping, Inc., the 1995 median household income in the Northumberland County was $26,192. The median household income increased considerably between the 1980 and 1990 census by approximately 5.4% annually. The 1995 estimate indicates that growth in the median household income has slowed to 3.4% per annum from 1990 to 1995. Following this more recent trend, income growth is projected to increase at an average annual rate of 3.3% between 1995 and the year 2000, slightly less than inflation.

Employment

The total civilian labor force for the Northumberland County was 44,531 in April, 1996 with corresponding employment of 41,350 indicating an April, 1996 unemployment rate of 7.1%.


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The following table compares the unemployment rate for the area to that of the state and national average.

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                               UNEMPLOYMENT RATES
                      COMPARISON BY COUNTY, STATE, AND U.S.
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     Year         Northumberland County        Pennsylvania             U.S.
     1995                 6.9%                     5.9%                 5.7%
     1994                 8.2%                     6.2%                 6.1%
     1993                 9.9%                     7.1%                 6.8%
     1992                 10.2%                    7.6%                 7.4%
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Source: Pennsylvania Department of Labor and Employment Security, Bureau of Labor Market Information
Compiled by: CB Commercial Real Estate Group, Inc.
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Most of the employment is in Manufacturing (34%) and Services (32%), followed by retail trade industries (19%). The area lost 15% of its manufacturing employment between 1980 and 1990 but still has a high rate of manufacturing sector workers as compared to State of Pennsylvania averages. This reflects the county's history in coal mining and manufacturing. The major employers in the area are as follows:

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                   NORTHUMBERLAND COUNTY MAJOR AREA EMPLOYERS
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  Company                                 Business               No. Employees
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  Paper Magic Group, Inc              Paper products                  700
  Fleetwood                             Motor Homes                   490
  Packing Resources                  Plastic products                 200
  International Paper            Corrugated paper products            160
  Kirsch Window Treatments           Window treatments                150
  National Ticket Company             Ticket printing                 150
  Catawissa Lumber                        Lumber                      150
  Alumo Products                  Aluminum manufacturing              100
  Trevorton Industries                   Textiles                     110
  Len-Jef, Inc.                          Textiles                     107
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Source: Greater Shamokin Chamber of Commerce
Compiled by: CB Commercial Real Estate Group, Inc.
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Transportation

The Interstate highways serving Northumberland County include Interstate 80 at the county's northernmost point and Interstate 81 which traverses Schuylkill County to the east. I-81 intersects I-80 to the north and continues north through Scranton and up to Canada. To the south I-81 joins I-78 through Harrisburg and continues through to Florida. Interstate 80 traverses Pennsylvania in an east-west direction providing direct access to New Jersey and New York City. Locally, Shamokin is connected to Sunbury via State Route 61 and to Mt. Carmel and points east including I-81 via both 61 and route 901. Overall, access to Shamokin is fair as there is no direct route via an interstate highway.

The major airports serving the Northumberland County area are the Wilkes Barre Scranton International Airport and locally the Shamokin Airport. The Wilkes Barre Scranton International Airport is approximately 50 miles northeast of Shamokin located along I-81 southwest of downtown Scranton. This airport provides for private and corporate flights as well as cargo shipments. The Northumberland County area is also served by various Conrail freight lines.

Conclusion and Relevance to the Subject Property

The long term outlook for the Northumberland County is considered fair. While a portion of the county has direct access to I-80, its two major cities, Sunbury and Shamokin, are removed from this interstate highway as well as I-81 which runs in a southwesterly direct past the county. The county developed around coal mining and various industries and, like many communities throughout the northeast, has lost a large number of manufacturing jobs since the 1980 census. Nor does it appear that this county would draw any major new manufacturers which might add jobs. Population projections indicate a stabilization for Northumberland County in the short- and long-term. This stable state holds true for households, household size and income levels as well. With no new residential units being added, there is little upside in the way of retail sales.


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NEIGHBORHOOD INFLUENCES

Location

The subject is located on the south side of State Highway 61, one-half mile east of the City of Shamokin and one-half mile west of the intersection of S.H. 61 and S.H. 901. The boundaries for the subject neighborhood are considered to be a concentric ring having a radius of five miles. This encompasses the primary trade area, which eminates from the City of Shamokin. A neighborhood map indicating the location of the subject is presented on the following page.

Land Use

Land use in the neighborhood consists of a mixture of industrial and residential development. To the north of route 61 the area is made up of strip coal mines. Development to the south of 61 in the vicinity of the subject consists of 1-4 family residential uses. The immediate area along route 61 has a scattering of commercial improvements. Other major retailers along this small strip include a K-Mart, a local hardware store and Anthra Plaza, anchored by Scot's Low Cost grocery store. Other small users are generally fast food franchises such as Burger King, Pizza Hut and Long John Silvers. Moving to the east, there is little development. To the west is the City of Shamokin which is fully developed with a mix of low-rise commercial buildings and a large housing stock apparently dating from the turn-of-the-century. The housing stock is of average quality and appeared to be in fair condition. Commercial improvements tend to be convenience stores, local banks and franchise restaurants. As this is predominantly a residential area, the larger and more desirable commercial lots are situated outside of the downtown area. There is, however, a Weis supermarket located downtown one block southeast of the intersection of routes 61 and 125.

Access

Accessibility to the neighborhood in general, and to the subject property in particular, is considered to be average. Access to Interstates 81 and 80 is indirect. Shamokin is accessed from the west via route 61 which travels north along the Susquehanna River to I-180 with connections then to Interstate 80. From the east, Shamokin can be accessed from either route 61 or 901 both of which provide connections to I-81 nearly twenty miles distant. Route 61 is a divided highway which acts a through route having few intersecting roadways in the immediate area except route 901 to the east. The commercial improvements are distination stops which are accessible via jug handles when travelling in the opposite lane from a right-turn access point.


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                                                                   AREA ANALYSIS
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                                NEIGHBORHOOD MAP
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Demographics

Selected Neighborhood demographics in a five, ten, and a fifteen mile radius from the subject are shown in the following table:

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                        SELECTED NEIGHBORHOOD DEMOGRAPHICS
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                                           5 mile     10 mile      15 mile
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    Population
           1995 Estimate                   26,521      56,172      112,885
           1990 Census                     27,509      57,372      113,747
           1990-1995 % Change               -3.6%       -2.1%        -0.8%

    Households
           1995 Estimate                   11,181      23,117       45,201
           1990 Census                     11,554      23,776       98,210
           1990-1995 % Change               -3.2%       -1.7%        -0.4%

    1995 Median Household Income          $21,259     $23,537      $26,007
    1995 Average Household Income         $26,180     $29,387      $33,239
    1990 Average Home Value               $33,427     $38,838      $45,385

    Median Age Total Population              41.5        40.6         39.4
    1990 % College Graduates                 9.0%       10.8%        13.3%
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   Source:  Conquest Market Data
   Compiled by:  CB Commercial Real Estate Group, Inc.
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The downward trend in population and housing units is projected to continue through the year 2000. The subject property is situated within a low-income residential area with a large number of families living below the poverty line. The subject's department store competes with a K-Mart located immediately to the east along Route 61. The subject supermarket (recently vacated) competes with two other supermarkets within a one-half mile radius. One of these is located within the Anthra Shopping Center at Route 901. The other supermarket operated by Weis is located within downtown Shamokin. The population and households have decreased within the primary, secondary and tertiary trade areas. Projections for the year 2000 indicate similar patterns. Income levels have edged upward approximately 3.5 percent per annum keeping pace with inflation. General income characteristics are stronger for the larger radii, i.e, more distant from Shamokin.

Growth and Trends

We are not aware of any proposed shopping centers within greater Shamokin in upcoming years. The owner's of the subject have indicated that Weis markets has shown interest in taking over the Acme supermarket and expanding the store by 12,000 SF, however, no formal


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                                                                   AREA ANALYSIS
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plans have been made. The immediate neighborhood has not experienced significant retail development in the recent past. Given the demographic profile and trends projected for this area, it is unlikely that any new retail development will take place for some time.

Conclusion and Relevance to the Subject Property

The subject property is situated along a minor retail strip surrounded primarily by industrial and residential uses. The area features good accessibility to the local transportation system but fair access throughout the county and larger area. Currently, the subject's neighborhood is in the stabilization stage of its life cycle, a period of neither significant growth nor decline. While the area is partially developed, little potential exists for any future development. We do not expect the character of the neighborhood to change in the near future.


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                                                                 MARKET ANALYSIS
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                                 MARKET ANALYSIS

Retail Overview

The retail market in Shamokin is essentially stable. The immediate neighborhood has not experienced significant retail development in the recent past. While there has been some vacancies by anchor tenants, these have generally been replaced by a competing store. Therefore, the make-up of this small market, two to three grocery stores and two department stores, has been relatively constant. We are not aware of any proposed shopping centers within the greater Shamokin area in upcoming years. We noted, however, that the subject grocery store has been vacated recently and may be replaced by a Weis Market. These negotiations are in the early stages.

According to Strategic Mapping, Inc., as well as our own observations and research, total retail development within a five mile radius of the subject property consists of approximately 350,000 square feet. This level of retail development was the same for the ten mile radius as well. Furthermore, retail development within a 15 mile radius consists of an estimated 600,000 square feet. This additional retail development is located in Danville, a similarly sized community located just south of I-80, approximately 15 miles north of the subject in Montour County.

Local Retail Market

In order to project future performance of the retail space in the subject property consideration has been given to various market components that affect the supply and demand for this type of real estate property. Specifically we have:

o Inspected the site and surrounding areas for the purpose of familiarizing ourselves with all the locational and environmental factors. In this regard, we have directed our attention to the physical qualities of the site, access and circulation, surrounding uses, and relationship to sources of market support.

o Reviewed the principal economic growth trends in the area in industry, population and employment. Our intention was to identify the degree of underlying support for existing improvements and future growth.

o Analyzed existing and foreseeable market conditions for retail properties in the area.

o Analyzed demographics of the subject property's trade area as well identified competition in order to assess, the subject property's current as well as future position in the market.


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Trade Area

The trade area of a shopping center is defined as the geographic area from which the sustaining patronage for steady support of a center is obtained. Determination of the boundaries is contingent upon various factors including but not limited to the nature and size of the center, area population, accessibility, physical barriers, location of competing facilities, and limitations of driving time and distance.

The subject's general trade area is considered to be that which encompasses a fifteen mile radius of the subject center. We broke this down further to include a five-mile ring (primary trade area), a ten-mile ring (secondary trade area) and a fifteen-mile ring (tertiary trade area).

Definition Of The Trade Area

The primary ingredients for success in these types of projects include the nature of the competition, population density, income levels, and disposable income. The actual size of the population needed to support this type of project cannot be fixed due to the complexities of the above factors, as well as changing methods of merchandising. Local conditions, such as number of households, income levels, and existing centers within the trade area can have the most dramatic impact upon any given project since these factors are what determine the purchasing power in an area. An additional ingredient leading to the success of a shopping center would be the tenant mix and characteristics of the leading tenants which attract shoppers to the project.

We have analyzed demographic data, competition, income levels for the subject trade area in the following sections. The demographic profiles of the primary, secondary and tertiary trade areas are presented in the Neighborhood Influences section of the report. Additional demographic information is contained within the Strategic Mapping, Inc. Profile Report located within the Addenda.

Population

The sales potential of a center is directly related to its proximity to the number of potential patrons. The historical and projected trends for population are important to examine when analyzing the trade area of a shopping center.

The historical population trends for the subject's trade areas indicate a decrease in population between 1980 and 1995 followed by a further decrease projected from 1995 to the year 2000. In the primary trade area the population decreased by 9.3% between 1980 and 1990 to 27,509 and then witnessed a decrease to 26,521 in 1995. Population projections indicate a further


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                                                                 MARKET ANALYSIS
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decrease to 25,944 between 1995 and the year 2000. Both the secondary and tertiary trade areas witnessed a similar historic pattern and future trend in population in these areas.

In order to further analyze the population change, we have examined the distribution of the population by age. When analyzing the population distribution by age, it should indicate in what age groups the population shifts are projected to take place. This is important to distinguish if it will have a great impact on the retail sales of the subject center. Shifts in the age groups under 24 years of age will affect the subject, however, less drastically than changes in the subject's core market approximately between the ages of 25 and 54.

As illustrated in the Profile Report located in the Addenda, a large percentage of the population in all three trade areas are in the age groups from 25 - 54. The population, however, is getting older moving more people into the 55 and older category. Estimated figures for 1995 indicated that the median age was slightly higher than the 1990 census in all three trade areas ranging from 38.4 to 41.2. Overall, the diversification among age groups is skewed toward an older population.

Household Trends

When analyzing the demographics for a retail center, it is most important to focus on the trends in the household population. A household consists of one or more persons occupying a dwelling unit. A family would be considered a household unit, however single persons living alone or two or more unmarried persons sharing a dwelling are also considered a household unit. The household unit is perhaps the best indicator in determining the economic health of a trade area. One of the important components which bonds a household together is it's economic strength as a unit as compared to the economic viability of an individual; single person households not withstanding. If the population is slightly decreasing and yet the number of households is increasing, this would not necessarily be a negative indicator. This would imply that the average household size was shrinking. Each household has demand for goods that likely is not duplicated with a larger household size. This demand is duplicated however in the number of households.

Similar to population figures, the number of households in the trade area decreased between 1980 and 1990. Subsequently, the number of households decreased between 1990 and 1995 though at an accelerated pace in comparison to the decline witnessed in the previous decade. The number of households are projected to decrease further in all three trade areas in upcoming years. These projections indicate a dampening of retail sales growth.


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                                                                 MARKET ANALYSIS
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Household Income

The median household income in the subject's trade areas increased annually at an average rate of 3.4% from 1990 to 1995. Thus, the household incomes in the area grew at a pace slightly below inflation during this period. The projected annual income growth rates between 1995 and the year 2000 are approximately 3.3%, again below the projected rate of inflation. Overall, household income levels varied slightly between the three trade areas. The median household income levels ranged from $21,259 to $26,007 in 1995 with the primary trade area representing the lower end of the range.

Employment

The income characteristics of the trade areas for the subject property indicate that this is a predominately blue-collar market. The trade areas had similar levels of blue-collar employment, ranging from 41.2 to 41.9%. Each area saw dramatic loses in manufacturing employment over the past 10 to 15 years. White-collar workers made-up similar percentages ranging from 41.6 to 42.3%. These ratios are low compared to the state. The remaining percentages were in special services categories.

The 1990 Census information indicates that the unemployment rates ranged from a low of 6.4% in the tertiary trade area to a high of 10.3% in the primary trade area. As discussed in the Location Analysis, the most recent unemployment rate in Northumberland County was 8.2% which indicates an overall decrease in employment from the 1990 Census. The high unemployment rates in the primary trade area again reflects the history of Shamokin as a manufacturing town. It is unlikely that the unemployment situation will improve much in the near future.

Expenditure Potential

The Expenditure Potential charts located in the Addenda outline Strategic Mapping, Inc. retail sales projections for the subject trade area. The highest sales growth in the primary trade area appears to be for drug and grocery stores. These categories also represent high growth in the secondary and tertiary trade areas. The average growth rate for retail sales in the primary trade area is projected at 1.29% in the primary trade area, 1.50% in the secondary trade area and 1.72% in the tertiary trade area.

Strategic Mapping, Inc. examines the product potential for various store types for each portion of the subject trade area. Based on statistical sampling, Strategic Mapping has derived a benchmark per household expenditures for each store type. Comparing the figures in the trade area to the benchmark figure, it is apparent that those individuals in the subject trade area are much more likely to spend on items in drugs, groceries, and convenience stores.


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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------

The Strategic Mapping Expenditure Potential Index is defined as follows, 'An index which shows the amount by which an area per household expenditures, differed from that of the benchmark.' The benchmark is defined as the average or common expenditure among households for a larger region. Values below 100 signify that this area is below the benchmark per household expenditures and correspondingly values above 100 indicate a higher than average expenditure per household. The overall Expenditure Index for the primary area is 79.8, while the benchmark indices for the secondary and tertiary trade areas are 84.1 and 88.5, respectively. In conclusion, the expenditure indices for the subject trade areas indicate that the trade area populations spend less than the benchmark household on retail goods. Only one product category had a benchmark in excess of 100: drug store sales. This makes sense given the aging population. The next highest benchmark category was grocery stores. Overall, these statistics reveal a market that is economically weak and therefore one that spends primarily upon necessities, (food stuffs and drugs primarily) rather than high-end or luxury goods such as electronics, jewelry and apparel.

Market Indicators

The subject center contains two anchor stores and one suite. Recently the grocery store and drug store vacated. Discussions with local leasing agents reveal that typical satellite space rents in the area generally range from $5.50/SF to $10.00/SF depending upon the physical and locational characteristics of the space and $4.00/SF to $7.00/SF for anchor space depending upon the same criteria. Percentage rent clauses tend to be uncommon for satellite tenants. Retail leases are typically structured on an absolute net basis with flat rents over the term. Based upon discussions with brokers and managing agents in the area as well as our observations during our inspection, competing centers in the subject's market area have vacancy rates which generally fall within the 0.0% to 40.0% range. The wide range reflects the small number of centers which typically have just one or two anchor stores. Therefore, the loss of an anchor increases the vacancy rate drastically. There are two major vacancies in this market, the subject grocery store and a mid-sized space at Anthra Plaza formerly occupied by M & L Warehouse Outlet.

Summary

Future projections indicate continued decreases in the population and households in all three trade areas from 1995 through 2000. In addition, income levels appear to be increasing at rates slightly below projected inflationary rates which is uncommon during periods of economic recovery. Overall, the subject trade areas reflect below-average retail characteristics. The trade areas will exhibit moderate increases in spending potential over the near term. The postive attributes of the primary area is a relatively dense population and few competitors.


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                              PROPERTY DESCRIPTION

================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

                                  SITE ANALYSIS

The description of the site can be detailed as follows:

    Location:                   The subject is located at the south side of
                                Route 61, approximately one-half mile east of the City of Shamokin and one-half mile west of the intersection fo Route 61 with Route 901.
                                Ingress and egress to the subject are available via curb cuts from Route 61.

    Assessor's Parcel
    Number:                     Section 68, Parcel Nos 44C, 44C 001L & 44C 0013L

    Land Area(2)                The subject site contains 17.57 acre or 765,465
                                square feet.

    Shape and Frontage:         The site is irregular in shape featuring good
                                frontage along Route 61 of approximately 1000 feet.

    Topography and
    Drainage:                   The bulk of the site is flat, however, it is
                                recessed from Route 61 and is roughly 20 feet below street grade. Thus, the entranceway slopes downward from Route 61 to the main parking area.
                                The Long John Silvers Restaurant is located on a pad site situated along Route 61 and is at street grade. Our investigation did not reveal any significant drainage problems.

    Soils: No soil report was provided and it is assumed that the soil is adequate for the existing use.

    Easements:                  No title report was provided in connection with
                                this appraisal. A survey showing the location of easements was submitted. The majority of these refer to utility and water & sewer easements which should not affect the development or use of the site. There is a railroad easement running along the rear portion of the site. And finally, there appears to be an easement for the right to mine and remove minerals from a portion of the site. Our reading of the submitted site plan is not meant to be a definitive conclusion regarding any potential impacts on value of the location of any such easements or encroachments.
                                It is specifically assumed that any easements, restrictions, or encroachments that might appear against the title would have no adverse impact on marketability or value.

----------
(2) Source: Shamokin Tax Assessor's Office

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================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

   Covenants, Conditions,       No private deeds or restricting covenants
   and Restrictions:            affecting development, other than zoning, were
                                found to affect the site.

   Utilities:                   All public utilities including gas, electricity
                                and telephone as well as water, storm and sanitary sewer systems.

   Flood Zone:                  According to the Federal Emergency Management
                                Agency (FEMA) Flood Map, Community Panel
                                #421936A covering Coal Township the majority of the subject property is not located within a flood hazard zone. Only a small portion of the rear lot falls within zone X and AE, areas of special flood hazard.

   Environmental Issues:        The value estimate rendered in this report is
                                predicated on the assumption that there is no hazardous material on or in the property causing a loss in value. No evidence of hazardous waste or toxic materials was visible and CB Commercial has no knowledge of the existence of these substances on or in the subject property.
                                However, CB Commercial is not qualified to detect hazardous waste or toxic materials.

   Adjacent Properties

   North: Commercial and undeveloped land along Route 61 and mining uses further north.

   South:                       1-4 family residential uses

   East:                        Commercial along Route 61.

   West:                        Commercial and undeveloped land along Route 61.

   Conclusion:                  The subject is a 17.57-acre site on a paved
                                street served by necessary utilities. Access and visibility are considered to be good. There are no adverse soil conditions of which CB
                                Commercial Real Estate Group, Inc. is aware. The shape of the parcel is irregular and does not have full street frontage along Route 61. The topography is sloping below street grade limiting visibility and access. There is excess land and some of the unimproved portions of the site are wooded while a portion located between the two existing strutures is cleared. From a physical standpoint, the site is considered to be adequate for many types of development.


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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

                              IMPROVEMENT ANALYSIS

The subject improvements were constructed in 1967. The improvements consist of two detatched single-story big-box retail stores (Ames and until recently an Acme Supermarket) containing a combined 98,210 square feet of gross leasable area. The center contains one satellite store which is part of the supermarket and one pad site improved with a franchise restaurant. Both the supermarket and satellite store are presently vacant though the lessee is paying rent. The following is a description of the improvements based on our physical inspection, municipal records and from discussions with and materials provided by the client. The basic construction features are summarized as follows.

Construction Class              The class of construction is the basic
                                subdivision in Marshall Valuation Service which divides all buildings into five basic groups by type of framing (supporting columns and beams), walls, floors, roof structure, and fireproofing.
                                The subject is considered to be of construction
                                Class B(3).

Competitive Rating              The subject is considered a Class B building in
                                terms of quality as it is perceived in the marketplace.

Foundation                      Poured concrete

Frame                           Concrete block over a steel frame

Floor Construction              Concrete slab

Exterior Walls                  Load-bearing concrete block over a steel frame
                                with face- brick at the front facade.

Fenestration                    Aluminum framed glass windows and double-paned
                                glass front doorways.

Roof Structure & Covering       Flat, presumably built-up composition covering
                                over steel deck with steel bar joist supports.
                                We were unable to inspect the roof and assume the roof is in average overall condition.

Exterior Condition              Good

Interior Partition System       Metal studs with gypsum board cover.

----------
(3) The primary characteristic of Class B Buildings is the reinforced concrete frame in which the columns and beams can be either formed or precast concrete. They may be mechanically stressed, and the structure is fire resistant.

(Source: Marshall Valuation Service)


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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Interior Finishes - Tenant
Space

                                Floors:    Vinyl tile.

                                Walls:     Painted or covered gypsum board.

                                Ceilings:  Suspended acoustic tiles.

                                Lighting:  Florescent lighting.

                                Summary:   The interiors of the subject are
                                           considered to be of average to good
                                           quality and similar to competitors.

HVAC Heating and ventilation is provided to the majority of the tenant suites by roof-mounted HVAC units. Each of these units pump the hot air throughout its suite via sheet metal air duct work hidden above the dropped ceiling. Air conditioning is supplied by the same system utilizing the duct work and supplying cool air during the summer months. The HVAC system is a gas-fired forced air system.

Electrical                      The electrical system is assumed to be in good
                                working order and adequate for the building.

Fire Protection                 It is assumed that the subject has adequate fire
                                alarm systems, fire exits, fire extinguishers, fire escapes and/or other fire protection measures to meet local fire marshall requirements.

Plumbing The plumbing system is assumed to be in good operating condition.

Parking                         Surface parking is provided for 577+/- vehicles.

Landscaping                     Landscaping on the subject property is minimal
                                which is typical within the subject
                                neighborhood.

ADA Compliance                  Handicap access appears to be available to all
                                areas of the center. However, we are not qualified to determine compliance with the requirements. Please refer to the specific limiting condition regarding ADA compliance.

Environmental Issues            The value estimate rendered in this report is
                                predicated on the assumption that there is no hazardous material on or in the improvements which would cause a loss in value.


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================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

Functional Quality of Space     The interior floor plans are flexible and will
                                accommodate a variety of tenant layouts. The existing supermarket is vacant and the landlord reports interest in the space by a competing market which would expand the store, perhaps incorporating the vacant satellite store which is part of the struture. There are no observed design problems and none are reported by management. Access to the each store is available at the front and rear of the center.

Deferred Maintenance            No deferred maintenance was observed or
                                reported. The improvements have been adequately maintained since it was constructed in 1967 and renovated in 1988.

Economic Age and Life           Based on the current condition, we estimate the
                                effective age to be approximately 10 years.
                                According to the Marshall Valuation Service cost guide, buildings of this type and quality have an expected life of approximately 45 years.
                                Therefore, the remaining economic life (expected life minus effective age) is estimated at 30 years. While we observed nothing to suggest a different economic life, a capital improvement program could extend life beyond that stated above.

Quality/General Condition       The subject property conforms well with
                                competitors in the area. The quality of
                                construction is typical of the area. Interior amenities are similar to competing properties of the same approximate age. The general condition of the improvements is good. We observed no evidence of structural fatigue and the improvements appear sound. We are not qualified to determine structural integrity, however, and recommend that the reader rely upon an expert in this field for further determination.

Conclusion/Comments             The subject property is an average quality
                                shopping center located in a relatively stable area. The improvements generally conform with competitors in the neighborhood.


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================================================================================
                                                                          ZONING
--------------------------------------------------------------------------------

                                     ZONING

The subject's zoning requirements are detailed below.

  ============================================================================
                                 ZONING SUMMARY
  ----------------------------------------------------------------------------
  Current zoning:         C-2; Regional Commercial District
  Legally conforming?:    Yes
  Uses permitted:         Retail, Bank, Food Stores, Dry Cleaning, Drive-In
                          Restaurants, Offices, Service Stations, Motels, Auto
                          Repair Shops
  Zoning change           Not Likely
  ----------------------------------------------------------------------------
            Category                        Zoning Requirement
  ----------------------------------------------------------------------------
  Maximum FAR             Non Specified
  Maximum Site Coverage   50%
  Front Setback           25 feet; greater if abutting a residential district
  Rear Setback            20 feet; greater if abutting a residential district
  Side Yard Setbacks      10 feet; greater if abutting a residential district
  Height Limit            2 stories or 30 feet
  Parking                 One space per 300 square feet of building area above
                          grade
  ----------------------------------------------------------------------------
  Source: Coal Township Zoning Ordinance
  Compiled by: CB Commercial Real Estate Group, Inc.
  ============================================================================

  ZONING ANALYSIS AND CONCLUSIONS

According to the Coal Township Zoning ordinance, the subject property is a legal and conforming use under current guidelines. In addition, the property appears to conform to bulk and setback requirements as well as to parking requirements.


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================================================================================
                                                                    TAX ANALYSIS
--------------------------------------------------------------------------------

                             TAX AND ASSESSMENT DATA

The subject property is assessed by Coal Township, Pennsylvania, at approximately 25.0% of the assessor's estimated market value. The last general assessment of properties in Northumberland County was in 1985. A re-valuation has not been rescheduled. School taxes are collected on a fiscal year and town/county taxes are collected on a calendar year. The subject's assessed value and current taxes are summarized below.

================================================================================
                  CURRENT ASSESSMENT AND TAX INFORMATION (1995)
--------------------------------------------------------------------------------
                                                   Assessed  Tax Rate     Annual
              Tax ID              Building/Tenant     Value  / $1,000      Taxes
--------------------------------------------------------------------------------
  Section 68, Parcel No 44C 001L       Acme         $63,000     162.5    $10,238
--------------------------------------------------------------------------------

     Section 68, Parcel No 44C         Ames        $112,075     162.5    $18,212
  Section 68, Parcel No 44C 0013L    Satellite      $21,375     162.5     $3,473
                                                    -------               ------
              TOTALS:                              $133,450     162.5    $21,685
--------------------------------------------------------------------------------
Source:  Coal Township Assessor's Office
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The Acme store is separately assessed and tax liability is passed through directly to the tenant. The remaining two parcels encompass the Ames store, the vacant satellite and the pad site. Based on the current tax rate of $162.5 per $1,000 assessed value, the estimated taxes for the subject amount to $21,685, or $0.32 per square foot based on the rentable square footage of the center.

Tax and Assessment Conclusion

We have estimated the taxes for the shopping center at $22,336 (the 1995 tax liability of $21,685 times 1.03) for calendar year 1996 in our cash flow. Our discussions with the assessor indicated that the subject's taxes have increased in-line with the area's inflation rate, or approximately 3.0% per annum. We have therefore projected a long-term tax growth for all taxes equal to 3.0% per year.


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                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria that the highest and best use must meet are:

                    o    legal permissibility;

                    o    physical possibility;

                    o    financial feasibility; and

                    o    maximum profitability.

Highest and best use is applied specifically to the use of a site as vacant. It is recognized that in cases where a site has existing improvements, the concluded highest and best use as if vacant may be different from the highest and best use given the existing improvements (as improved). The existing use will continue, however, until the land value, in its highest and best use, exceeds that total value of the property under its existing use plus the cost of removing or altering the existing structure.

Implied in the highest and best use is a recognition of the contribution of a specific use to the community environment or to the community's development goals, in addition to wealth maximization of individual property owners. Also implied is that the conclusion of highest and best use that results from the appraiser's judgment and analytical skill, i.e., that the use determined from the analysis represents an opinion, not a fact to be found.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

HIGHEST AND BEST USE AS THOUGH VACANT

Legal Permissibility

The legally permissible uses were discussed in detail in the site analysis and zoning sections of this report. Based on our review of the zoning restrictions, the site can be developed with several different uses, including retail and commercial office uses.

Physical Possibility

The physical characteristics of the subject site were discussed in detail in the site analysis. Overall, a wide range of legally permissible uses would be physically possible, including a variety of commercial uses.


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================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

Financial Feasibility

The test of financial feasibility is put only to those uses which are legally permissible and physically possible. If the property is capable of generating a sufficient net income to cover the required rate of return on investment and provide a return to the land, then the usage is financially feasible within a defined price limit.

In our determination of financial feasibility we have analyzed current market rental rates for several different property types. The net income produced by the proposed or new improvements must provide a return above the cost to develop the property, including acquisition of the land.

Through a cost/income analysis we have determined that development of the subject site is not financially feasible at this time. Based on the analysis of supply and demand factors at the present time, rents achieved for retail and/or office uses would not support the cost of construction. Based on the aforementioned, we have determined that development of the subject site at the present time with a retail center is not currently feasible.

Maximum Profitability

The final test of highest and best use of the site as though vacant is the use be maximally productive, yielding the highest land value. Based on our feasibility analysis we have determined that land banking the subject site is the maximally productive use at the present time.

Conclusion: Highest and Best Use As Vacant

The concluded highest and best use of the subject as though vacant is land banking until such time that development of the site with a retail/commercial facility is financially feasible.

HIGHEST AND BEST USE AS IMPROVED

Legal Permissibility

As discussed, the subject site's zoning and legal restrictions permit a variety of land uses. Regardless, the site has been improved with a neighborhood shopping center. Based upon review of the City of Shamokin's Zoning Ordinance, it is our opinion that the improvements are within the established guidelines.


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================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the improvement analysis section of this report. Overall, the layout and positioning of the improvements is considered functional for shopping center use, and the floor plan is considered to be reasonable in comparison to other shopping centers in the area. The improvements have good retail features, have been adequately maintained, and are physically capable of sustaining their current use over the extended future.

Financial Feasibility

As with the highest and best use of the site as though vacant, the financial feasibility of the site as improved is market derived. Typically, for retail properties similar to the subject, the test of feasibility is based on the amount of rent that can be generated less operating expenses. If a residual amount exists after paying the various expenses, then the land is being put to a productive use. At present, the subject is 60% occupied. CB Commercial estimates that the appropriate stabilized market occupancy approximates 95%. Based on the historical and current operating status of the subject property, CB Commercial anticipates that the improvements are capable of providing an adequate return on the investment before any debt service requirements. Therefore, we conclude that the current use of the improvements is a financially feasible use of the property as improved.

Maximum Profitability

Similar to the highest and best use of the site as though vacant, the maximum profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use.

Conclusion: Highest and Best Use as Improved

Based on the foregoing discussions, CB Commercial concludes that the highest and best use of the property, as improved, is consistent with the existing use as a shopping center. There are no apparent alternative uses of the existing improvements that would produce a higher net income and/or value over time than the current use. The current use is a legally permissible use and appears to represent the highest and best use as improved.

Furthermore, CB Commercial does not believe that conversion of the improvements or demolition is warranted or financially feasible.


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                                   VALUATION

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

                              APPRAISAL METHODOLOGY

The appraisal process is defined as an orderly program by which the problem is planned and the data involved is acquired, classified, analyzed and interpreted into an estimate of value. In this process three basic approaches to value are considered: Cost Approach, Sales Comparison Approach, and Income Capitalization Approach. In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

The final step in the appraisal process is reconciliation -- a process by which CB Commercial analyzes alternative conclusions and selects a final value estimate from among two or more indications of value. CB Commercial weighs the relative significance, applicability and defensibility of each approach as it relates to the type of property being appraised.

THE COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.

SALES COMPARISON APPROACH

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences with the final estimate derived based on the general comparisons.


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================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of atypical conditions affecting the sales price. Although there have been few sales in the region, the sales that were gathered were utilized to form an opinion of value. However, given the lack of relevant sales data, we have not placed minimal reliance upon this approach and have used it to provide additional support to the Income Approach.

INCOME CAPITALIZATION APPROACH

The methodology of the Income Capitalization Approach is to determine the income-producing capacity of the property on a stabilized basis by estimating market rent from comparable rentals, making deductions for vacancy and collection losses and building expenses, then capitalizing the net income at a market-derived rate to yield an indication of value. The capitalization rate represents the relationship between net income and value.

Related to the direct capitalization method is the discounted cash flow method. In this method of capitalizing future income to a present value, periodic cash flows (which consist of a net income less capital costs, per period) and a reversion (if any) are estimated and discounted to a present value. The discount rate is determined by analyzing current investor yield requirements for similar investments.

Since investors are active in the marketplace for properties similar to the subject, the Income Capitalization Approach is particularly applicable to the appraisal problem at hand. There is an adequate quality and quantity of income and expense data available to render a reliable and defensible value conclusion. For income producing properties similar to the subject, the Income Capitalization Approach is considered to be the most reliable. Therefore, this approach has been employed as the primary methodology for this assignment.


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================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH

The Sales Comparison Approach provides an estimate of market value based on analyzing transactions of similar properties in the market area. The method is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing one with the same utility. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed.

There are various units of comparison available in the evaluation of sales data in this approach. The sale price per square foot is the most commonly used in this approach. The effective gross income multiplier (EGIM) is rarely used by market participants because of the inconsistencies in estimating effective or gross income, vacancy, and expense differences.

We conducted a thorough sales search for comparable shopping centers in the subject's market area. Through our sales search, we were able to identify a limited number of sales with similar characteristics to the subject. The following table summarizes what are considered to be the most recent and proximate comparable sales. Detailed write-ups of each comparable are included in the addendum.


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================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

=============================================================================================
                       SUMMARY OF COMPARABLE RETAIL SALES
=============================================================================================
                                       Gross
No.     Store Name/ Location   Sale    Leasable                  NOI      OAR    Sale Price
                               Date    Area (SF)   Sale Price   Per S.F.           Per S.F.
---------------------------------------------------------------------------------------------
 1   K-Mart                    4/96     99,264    $2,289,357    $ 2.21    9.6%    $ 23.06
     Lancaster
     Lancaster County, PA

 2   Wal-Mart                  10/94   126,249    $6,587,493    $ 4.78    9.2%    $ 52.18
     Orangeburg, NC

 3   Sam's Club                5/94    134,900    $9,494,691    $ 5.80    8.2%    $ 70.38
     Anderson Township
     Anderson County, SC

 4   Pace Warehouse            4/92    145,825   $10,480,357    $ 7.12    9.9%    $ 71.87
     Baltimore, MD

 5   Giant Supermarket         12/94    55,980    $4,525,000    $ 8.12    9.8%    $ 80.83
     City of York
     York County, PA

 6   BJ's Wholesale Club       8/93    114,880    $9,350,000    $ 8.62   10.6%    $ 81.39
     Babylon Township
     Suffolk County, NY

 7   Price Chopper             4/95     77,000    $7,277,500    $ 9.35    9.9%    $ 94.51
     Dunmore Township
     Lackawanna County, PA

 8   Price Chopper             4/95     81,987    $8,302,500    $ 9.59   9.50%    $101.27
     Albany
     Albany County, NY
---------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
=============================================================================================


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================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF IMPROVED SALES

The sales reflect unit prices ranging from a low of $23.06 to a high of $101.27/SF with the primary difference reflecting the economics (anticipated net income stream) generated by these various big box retail stores. The sales consist of single tenant regional and national retalers. They fell into three broad categories: department stores such as Wal-Mart and K-mart, "price clubs" such as BJ's, Pace Warehouse and Sam's Club and Grocery Stores such as Price Chopper and Giant. There was little correlation between the type of user and the net rent being paid. The net rental is affected by annual retail sales and the date when the lease was originally written. Regardless of these variables it is clearly evident that the difference in unit prices is directly tied to the level net operating income and investor yield rates.

The typical analysis of property sales attempts to attribute differences in unit prices to the particular features of the various properties. The unit prices are a means of more clearly showing those factors which affect market value such as the date of sale, location of the property, and the size, quality, and condition of the improvements. We have examined these factors for the eight sales and found that wide variations in the per square foot indicator are a reflection of the interest transferred, i.e., the leased fee estate. Units of comparison, such as sales price per square foot of building area are usually influenced by patterns of net operating income and do not operate as independent variables. This demonstrates the inherent difficulty in applying such unit indicators, especially in this instance, where the subject is rented long-term at rates that are at the low-end of the range for similar space in the region. We have gathered sufficient information on the eight sales to show the relationship between physical unit measures and income. Therefore, this physical unit indicator will be used to derive an indication of value for the subject.

From the summary sales chart above we can see a correlation between net income per square foot and the price paid per square foot of building. Proof that the level of physical unit indicator is driven by anticipated benefits (income), is shown as this chart plots price per square foot and per unit against net income per square foot. In each instance, there is a direct correlation between income level and unit value measured as price per square foot. Adjustments made to the physical unit indicators without knowledge of each sales' level of net income are subjective at best and results in dubious conclusions.

Net Operating Income Analysis

The net operating income level for the comparables ranged from $2.21 to $9.59 per square foot, per year. The subject has a projected NOI for the coming year of $203,000 (rounded) or $2.07 per square foot reflecting full and stable occupancy. Given the correlation between price


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================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

paid per square foot and NOI per square foot it would seem reasonable to conclude that the subject would sell below the range established by the comparable properties.

The following chart depicts the calculations involved in developing adjustment factors to be applied to the respective price per square foot units of comparison developed from the comparables employed.

================================================================================
                       NET OPERATING INCOME (NOI) ANALYSIS
--------------------------------------------------------------------------------
 Sale  Subject's NOI/SF               Sale Price   Adjustment   Adjusted $/SF
 No.    Sale's NOI/SF    Multiplier      $/SF                     for Subject
--------------------------------------------------------------------------------
  1        $2.07           0.94         $23.06      -$3.51          $19.55
           -----
           $2.21

  2        $2.07           0.43         $52.18     -$29.58          $22.60
           -----
           $4.78

  3        $2.07           0.34         $70.38     -$46.11          $24.27
           -----
           $5.80

  4        $2.07           0.28         $71.87     -$51.68          $20.19
           -----
           $7.12

  5        $2.07           0.25         $80.83     -$60.92          $19.91
           -----
           $8.12

  6        $2.07           0.23         $81.39     -$62.51          $18.88
           -----
           $8.62

  7        $2.07           0.21         $94.51     -$74.29          $20.21
           -----
           $9.35

  8        $2.07           0.21        $101.27     -$80.15          $21.12
           -----
           $9.59

================================================================================

There is a direct correlation between the NOI/SF and sale price per square foot. As the net income level increases, so does the price paid per square foot. After adjusting the eight sales, they support a range of value for the subject between approximately $19.00/SF to $24.00/SF. Based on our analysis, the subject's value would be approximately $21.00/SF. The subject has a total building area of 98,210 square feet. The value estimate via the Sales Comparison Approach is calculated as follows:

       =================================================================
        Net Rentable Area of Subject              98,210 square feet
        Value per square foot                   $21.00 per square foot
        Indicated Value:                              $2,062,410
        ROUNDED:                                      $2,100,000
       =================================================================

Overall, little emphasis has been placed on this approach because of the quality of the data. It is used primarily as a check of the value derived via the Income Approach.


--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

We estimate the as is market value of the leased fee interest in the subject property, via the sales comparison approach, as of May 15, 1996, is:

                --- TWO MILLION ONE HUNDRED THOUSAND DOLLARS ---
                                  ($2,100,000)


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                         INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over period of time. The two common valuation techniques associated with the Income Capitalization Approach are direct capitalization and the discounted cash flow (DCF) analysis.

DIRECT CAPITALIZATION

Direct capitalization is the method used to convert a single year's estimate of income into a value indication. In direct capitalization, a precise allocation between return on and return of capital is not made because investor assumptions or forecasts concerning the holding period, pattern of income, or changes in value of the original investment are not simulated in the method. Direct capitalization is most appropriate when analyzing a stable income stream and in estimating the reversion at the end of a holding period. Using this method, the following sets forth the process:

     1. Estimate the Potential Gross Income (PGI) from all sources that a competent owner should be able to generate from a property based on existing and/or market rents.

     2. Deduct an estimate of Vacancy and Collection Loss (VCL) to arrive at an Effective Gross Income (EGI) estimate.

     3. Deduct operating expenses from the estimate of EGI. The result is an estimate of the stabilized Net Operating Income (NOI).

     4.   Estimate an Overall capitalization rate (Ro, or OAR).

     5. Divide the NOI by Ro, resulting in a value estimate at stabilized occupancy.

     6. Adjust the stabilized value to account for "As Is" condition, if applicable.

DISCOUNTED CASH FLOW ANALYSIS

The discounted cash flow (DCF) analysis is a detailed analysis used when the future income is expected to be variant, usually as a result of numerous lease obligations and/or anticipated changes in income and expenses. It is also particularly relevant when institutional buyers are the most likely purchasers of the subject because institutional buyers often place great weight on this analysis. The DCF analysis specifies the quantity, variability, timing, and duration of NOIs and cash flows. Selecting the proper yield rate (discount rate) is essential. CB Commercial must consider the target yield sought by investors as well as yields derived from comparable sales and/or market information. The methodology is:

     1. Estimate the before-tax cash flows for each period of a projected holding period net of any capital expenditures such as leasing expenses and tenant improvements.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

     2.   Estimate a discount rate and a terminal overall capitalization rate.

     3. Estimate a selling price, known as the reversion, for the end of the projected holding period.

     4. The cash flows and the reversion are then discounted to a present value estimate.

APPROPRIATE CAPITALIZATION METHOD

A number of factors were considered in evaluating the appropriateness of using the direct capitalization method and/or the DCF technique including the occupancy status, lease structures, above/below market rents and typical buyer behavior. As a result of considering the foregoing factors, both the DCF technique and the income capitalization technique are employed in this appraisal.

ESTIMATE OF MARKET RENT

Rent analysis involves both a study of market (comparable) rentals and the subject's existing rents (if any). Market rent is the rent that a property would most probably command in the open market; indicated by the current rents paid and asked for comparable space.

SUMMARY OF COMPARABLE RENTALS

CB Commercial surveyed competitive properties and lease transactions for comparison to the subject. The selected comparable rentals are summarized in the following chart with a map and discussions of each comparable provided on the following pages.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

=======================================================================================================================
                                   SUMMARY OF COMPARABLE SATELLITE SPACE RENTALS
-----------------------------------------------------------------------------------------------------------------------
      Center Name &                     Term   Start
No.      Location          Tenant      (Yrs)    Date     Size      Rent/SF   Escalation             Comments
-----------------------------------------------------------------------------------------------------------------------
 1  Plaza 15 Mall      Sears            3 yr    4/95    6,500      $5.50      Flat for         Three Year Option
    Route 15                                                                    term               No % Rent
    Lewisburg, PA
-----------------------------------------------------------------------------------------------------------------------
 2  Kingston Plaza     Everything       1 yr    9/95    6,500      $5.50      $950 Step            No Option
    Third Avenue       $0.99 Store     3 mos                                  in Year 2   % Rent = 3% over $1,191,660
    East of Pierce
    Street,
    Kingston, PA
-----------------------------------------------------------------------------------------------------------------------
 3  Mark Plaza         Spectrum Rents  5 yrs   10/95    3,600      $8.00      Flat for      1 5-yr Option @ $9.00/SF
    N/S Route 11,                                                               term
    Edwardsville, PA

                       Keens Floral    5 yrs    8/95    7,000      $8.00       Annual       1 5-yr Option @ $8.83/SF
                       Factory                                                 step-up      % Rent = 3% over Natural
                                                                                                   Breakpoint
-----------------------------------------------------------------------------------------------------------------------
 4  Birney Plaza       Everything      3 yrs   09/95    4,000      $7.00      Flat for      1 3 yr Option @ $7.50/SF
    N/S Route 11,      $0.99 Store                                              term       % Rent = 3% over $933,000
    Moosic, PA

 5  Gateway Plaza      McKenzie        3 yrs   06/94    3,080     $ 8.50       Annual              No Option
    N/S Route 11,                                                            Percentage            No % Rent
    Edwardsville, PA                                                          increase
=======================================================================================================================
                                    SUMMARY OF COMPARABLE ANCHOR SPACE RENTALS
=======================================================================================================================
 6  Plaza 15 Mall      G.C. Murphy     11 yrs  01/90    53,000     $2.30      Flat for          3, 5-yr Options
    Route 15.                                                                   term           % Rent = 2.5% over
    Lewisburg, PA                                                                                  $2,500,000
                                                                                            With % rent, total rent
                                                                                          payment equates to $4.00/SF

 7  Pottstown Center   Wal-Mart        20 yrs  07/95   121,267     $6.99      Flat for          6, 5-yr Options
    Montgomery Cty.                                                             term               No % Rent
    Pottstown, PA

 8  Route 6 Mall       K-Mart          25 yrs  03/95   119,229     $5.77      Flat for          10, 5-yr Options
    N/S Route 6,                                                                term      % Rent = 1% over $20,000,000
    Wayne County
    Honesdale, PA

 9  Bradford Towne     K-Mart          25 yrs  07/94    94,481     $5.00      Flat for          10, 5-yr Options
    Centre,                                                                     term            % Rent = 1% over
    Bradford County                                                                         $16,875,000 (or $179/SF
    Wysox, PA                                                                                     leased area)

10  Builder's Square   Builder's       25 yrs  03/94   106,400    $10.05      Flat for          10, 5-yr Options
    Center             Square                                                   term               No % Rent
    Cetronia Road
    Lehigh County
    Whitehall, PA
-----------------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
=======================================================================================================================


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             COMPARABLE RENTALS MAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
Compiled by:  CB Commercial Real Estate Group, Inc.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF COMPARABLE RENTALS

We have obtained comparable leases from shopping centers situated within the subject's regional market area which are summarized above. In terms of satellite space, comparables #1 through #5 indicate that the leased spaces range in size from 3,080 to 7,000 square feet which adequately represents the subject's lone satellite store of 7,800 SF. All the leases cited were signed between 1994 and 1995 and represent the most recent leasing activity in the competitive marketplace. The leases include a variety of uses and represent a similar tenant mix to the subject center. The above leases are considered to be generally similar to the subject in terms of condition, quality and location. We have examined the average effective rental rates of these comparables and determined that the effective rent is similar to the face rent, since their was no tenant improvements or free and escalation's were similar.

These comparable centers are located throughout eastern Pennsylvania in competitive areas to the subject property. Furthermore, they are all similar in age to the subject and considered to be of a similar functional design. All of the retail leases were written on a triple net basis, whereby the tenants assume their proportionate share of operating expenses, real estate taxes, and insurance. The higher rates typically reflect smaller satellite spaces, while lower rental rates are typically negotiated for anchor sized spaces. We have also considered asking rental rates in our analysis, however, they were deemed to be less reliable than the leases presented. As a result, we have not included asking rentals.

The satellite space face rental rates ranged from $5.50/SF to $8.00/SF with a central tendency of $5.75/SF. However, the majority fell between $5.50/SF and $6.50/SF. The rents at the lower end of the range, or those in the $5.50/SF range best reflect the subject property's achievable rents. Given the weak economic characteristics of Shamokin and the most recent lease rate for the subject's satellite space was at $4.72/SF, we have estimated a rent rental rate for the subject's satellite space of $5.00/SF.

The anchor leases, or comparables #6 through #10, ranged from $4.00/SF (including percentage rent payments) to $10.05/SF with an average lease rate of $6.36/SF. The anchor rents reflect a close range for a variety of locations with the exception of comparable #9. However, this lease to Builder's Square has no percentage rent clause which partly explains the higher base rent. The low end of the range from Plaza 15 in Lewisburg is an Ames which was signed in 1990. The base rent was set to approximate 2.0% of gross sales, however, the breakpoint was set below the natural breakpoint level so that overage rent is generated at lower sales volumes. Thus, this store pays a combined rent (base plus overage) equal to 3.5% of annual sales volume. Anchor rents are more difficult to establish and are heavily influenced


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

by gross sales. For this reason we have looked closely at the historical sales volumes for the subject's anchor stores to help determine market rent for these stores.

Anchor Rent Conclusion

There have been no recent anchor leases signed at the subject. We have analyzed the sales volumes of the two anchors to help establish market rent based upon cost of occupancy. The total rent for Ames equates to 2.0% of gross sales, which falls below the range of exceptable cost of occupancy for a department store of 2.00% to 4.00%. Using the 1995 sales volume at Ames of $5,655,614 and applying the excepted cost of occupancy, an appropriate net rental range of $2.13/SF to $3.83/SF is derived. The exceptable cost of occupancy for a grocery store is 1.75% to 2.25% of annual gross sales. Given Acme's most recent annual sales of $5,417,213, a grocery store in this location could support a range of rent from $3.03/SF to $3.89/SF. Based upon our rent and cost-of-occupancy analysis, we feel that a "net" rental rate of $3.50/SF for anchor space is adequately supported.

Satellite Rent Analysis

The typical lease at the subject property is triple net whereby the tenant is responsible for reimbursing the landlord for such expenses as real estate taxes, insurance, and common area maintenance (CAM). There have been no recent retail leases at the subject except for the Family Dollar Store which was signed in 1990 at $4.72/SF. This tenant has vacated their store as of the beginning of 1996. The terms of this lease was for five years which is similar to quoted market terms. Based on our survey of local leasing agents and owners, five year terms are most common with satellite tenants such as those found in the subject center. Therefore, for the purpose of our analysis, we have utilized a lease term of five years for the one satellite suite for new and speculative renewals.

In our interviews with competing leasing agents and owners, we also inquired as to the market norm for rent escalations. Most of the agents agreed that one to three year leases are typically flat, with some sort of escalation or bump in five to 10 year leases. Recent leases at the subject either have annual percentage increases (generally 3%) or a periodic step-up. Regardless of the method of escalations, most of the subject and comparable leases have escalations which are intended to be similar to anticipated increases in the CPI. We have utilized an annual rental escalation in all speculative leases of 3.0%.

According to the subject leasing agent, TI's are typically not given, with the owner generally providing a " vanilla box" for new tenants and nothing for renewals. Retail space is typically taken "as-is" with the tenant fitting out their space to their own specifications. We project that no tenant alteration allowance would be provided for new or renewal leases.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

flat, with some sort of escalation or bump in five to 10 year leases. Recent leases at the subject either have annual percentage increases (generally 3%) or a periodic step-up. Regardless of the method of escalations, most of the subject and comparable leases have escalations which are intended to be similar to anticipated increases in the CPI. We have utilized an annual rental escalation in all speculative leases of 3.0%.

According to the subject leasing agent, TI's are typically not given, with the owner generally providing a " vanilla box" for new tenants and nothing for renewals. Retail space is typically taken "as-is" with the tenant fitting out their space to their own specifications. We project that no tenant alteration allowance would be provided for new or renewal leases.

All of the leasing agents surveyed reported minimal if any free rent. A review of the subject lease abstracts indicated that no free rent was typically offered to tenants that leased space in the subject center over the past three to four years. Therefore, based upon the most recent leases written at the subject center as well as conversations with local leasing agents, we have projected that no free rent will be offered to prospective tenants.

CONCLUSIONS: MARKET RENT ESTIMATE FOR THE SUBJECT PROPERTY

Based on the previous analysis, the current market lease parameters for the subject property are estimated as follows:

     =====================================================================
                          CONCLUDED MARKET LEASE TERMS
                            (PER SQUARE FOOT / YEAR)
     ---------------------------------------------------------------------
                 Category           Satellite Space        Anchor Space
     ---------------------------------------------------------------------
     Market Rent                      $5.00 (NNN)           $3.50 (NNN)
     Lease Term                         5 Years              25 Years
     Annual Escalation                    3.0%                 0.0%
     Tenant Improvements                 $0.00                 $0.00
     Free Rent (Months)                 0 Months             0 Months
     ---------------------------------------------------------------------
     Source: CB Commercial Real Estate Group, Inc.
     =====================================================================

CONTRACT RENT

As discussed, the subject's leasable area is divided into two anchors in two buildings and one satellite store. Currently, the subject is 60% occupied.

Through our research of the subject property, which included a complete review of lease abstracts, rent rolls (both current and historical), and detailed discussions with the on-site property manager, the following rent roll summary was utilized to detail currently leased suites and general information employed for this approach. Additionally, within the Addenda are


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                                  AMES PLAZA - ROUTE 61
                                        RENT ROLL
================================================================================
                                       Square                    Rent /   Annual
 Suite               Tenant             Feet    Begin    End      SF       Rent
--------------------------------------------------------------------------------
   1   Ames *                          59,116   4/90     1/98    $1.42   $84,006
   2   Acme (vacated)                  31,294   8/78     4/99    $3.04   $95,000
   3   Family Dollar Store (vacated)    7,800   11/90    6/96    $4.72   $36,855
   4   Long John Silvers pad site         Pad   5/80     5/00        0   $27,500
       Total Leased Square Feet        98,210     Average Rent:  $2.48  $243,361
       Vacant Space                         0
       Occupancy-Overall                  60%
--------------------------------------------------------------------------------
Acme is still paying rent and is negotiating to assign the lease to Weis
Markets.
--------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

ANALYSIS OF TENANCY

The subject is comprised of regional tenants including Ames and Long John Silvers. Overall, the quality of the tenancy is considered to be good for the area. Current rental rates range from $1.42/SF to $4.72/SF.

SPECIAL LEASE PROVISIONS AND ASSUMPTIONS

The following discussion summarizes any lease provisions and assumptions of special note.

Pending Leases

There are no pending leases, although we have been informed that Weis Market may take over the Acme Store lease by way of assignment and wishes to expand the store. If expanded a new lease would cover the expansion space.

Renewal Options

Options to renew at below or above market rent may have an impact on the valuation analysis. For example, if below market renewals are exercised, they may result in a downward impact on value. However, to the extent that re-tenanting costs are saved (rent loss during downtime, tenant improvements, leasing commissions, etc.), there may be an advantage in having the tenant renew at some rate below market rent in order to avoid these costs. The majority of recent leases at the subject have renewal options. Where applicable, if a tenants' option rent is below market, we have assumed that the tenant would exercise its renewal option. Conversely, if a tenants' option rent is above market, we have assumed that the tenant would not exercise its renewal option and terminate the lease.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Renewal Options

Options to renew at below or above market rent may have an impact on the valuation analysis. For example, if below market renewals are exercised, they may result in a downward impact on value. However, to the extent that re-tenanting costs are saved (rent loss during downtime, tenant improvements, leasing commissions, etc.), there may be an advantage in having the tenant renew at some rate below market rent in order to avoid these costs. The majority of recent leases at the subject have renewal options. Where applicable, if a tenants' option rent is below market, we have assumed that the tenant would exercise its renewal option. Conversely, if a tenants' option rent is above market, we have assumed that the tenant would not exercise its renewal option and terminate the lease.

EXPENSE REIMBURSEMENTS

Current and future hypothetical retail leases which will encumber the subject property will be based upon triple net lease structures and are consistent with recent leases written at the subject property and the market in general. The tenants will be responsible for reimbursing the landlord for their pro rata share of operating expenses including their pro rata share of CAM, real estate taxes and insurance. The pro rata share calculations for future tenants are calculated by dividing the tenant's occupied rentable area by the gross leasable area of the center.

The following is a breakdown of the subject's historical recoveries and CB Commercial's projections for the proforma. It should be noted that the subject's operating statements are based on a fiscal year basis, beginning June 1 and continuing through May 31.

Expense Reimbursements

Expense reimbursements for the subject property consist of real estate taxes, insurance, and common area maintenance. Common area maintenance expenses consist utilities, management fees, general and administrative, cleaning and repairs and maintenance expenses. The subject's historical expense reimbursements are as follows:


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

PERCENTAGE RENT INCOME

In addition to the basic rental charges, the tenants are sometimes responsible for paying the landlord additional rent equal to a specified percentage of the tenant's gross sales made in, upon, or from the premises, over a breakpoint factor or according to a specific schedule. Three of the subject tenants have percentage rent clauses contained within their leases.

===========================================================================================
                                    PERCENTAGE RENT CLAUSES
-------------------------------------------------------------------------------------------
                                                                              CBC's FY97
         Tenant     Breakpoint   Percent   Year   Gross Sales  % Rent Paid    Projection
-------------------------------------------------------------------------------------------
Ames *              $3,000,000    1.50%    1994   $5,759,313     $36,090      $5,825,000
                                           1995   $5,655,614     $33,790

Acme Supermarket    $7,600,000    1.13%    1994   $6,166,172       $ 0       $5,580,000**
                                           1995   $5,417,172       $ 0

Long John Silver's  $1,170,000    3.00%    1994    $486,367        $ 0         $522,000
                                           1995    $507,367        $ 0
-------------------------------------------------------------------------------------------
* Ames's percentage rent is offset by real estate tax recaptures.
** Projected sales assumes the lease for this space is assumed by another supermarket user.
-------------------------------------------------------------------------------------------
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
===========================================================================================

Given the aforementioned sales histories, we have projected the gross sales for each tenant as illustrated in the right column of the table. We have also projected that the gross sales figures will grow by 3.0% per annum over the course of the cash flow projection.

POTENTIAL GROSS INCOME

The potential gross income for the subject property is summarized as follows, with adjustments to account for the vacant satellite space.

        ================================================================
                   STABILIZED POTENTIAL GROSS INCOME (FY 1997)
        ----------------------------------------------------------------
                                                                Totals
        ----------------------------------------------------------------
        Total Minimum Rent                                    $ 219,176
        Expense Reimbursement
          - Common Area Maintenance Recovery                  $   4,380
          - Real Estate Tax Recovery                          $   3,349
          - Insurance Recovery                                $       0
          - Percentage Rent                                   $  38,195
                                                              ---------
        Potential Gross Income                                $ 265,100
        ----------------------------------------------------------------
        Source: CB Commercial Real Estate Group, Inc.
        ================================================================


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Given the aforementioned sales histories, we have projected the gross sales for each tenant as illustrated in the right column of the table. We have also projected that the gross sales figures will grow by 3.0% per annum over the course of the cash flow projection.

POTENTIAL GROSS INCOME

The potential gross income for the subject property is summarized as follows, with adjustments to account for the vacant satellite space.

        ================================================================
                   STABILIZED POTENTIAL GROSS INCOME (FY 1997)
        ----------------------------------------------------------------
                                                                Totals
        ----------------------------------------------------------------
        Total Minimum Rent                                    $ 219,176
        Expense Reimbursement
          - Common Area Maintenance Recovery                  $   4,380
          - Real Estate Tax Recovery                          $   3,349
          - Insurance Recovery                                $       0
          - Percentage Rent                                   $  38,195
                                                              ---------
        Potential Gross Income                                $ 265,100
        ----------------------------------------------------------------
        Source: CB Commercial Real Estate Group, Inc.
        ================================================================

VACANCY AND COLLECTION LOSS

This is an allowance for reductions in potential income attributable to vacancies, tenant turnover, and non-payment of effective rent. In the direct capitalization process, a market-derived, stabilized vacancy and collection loss estimate is subtracted from potential gross income in order to arrive at effective gross income. The subject property is currently 100% leased, although only 60% occupied. We have assumed the lease for the Acme store will be assigned to another supermarket and have not reflected such vacancy in the cash flow since the lessee continues to pay rent. Due to the long-term leases at the subject property and few number of tenants, the average vacancy rate over the projected holding period, which is attributed to downtime between leases, approximates a minimal 1.0%. In addition to vacancy, we estimated a blended credit loss factor of 2.0% which takes into account both national and local tenants at the subject center. Therefore, the combined long-term vacancy and credit loss factor for the subject property amounts to approximately 3.0%. In the first year of our discounted cash flow analysis, the credit loss amounts to $4,895.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

EFFECTIVE GROSS INCOME

Given our estimate of potential gross income, other income, and a vacancy and collection loss, the estimated effective gross income is derived as follows:

        ================================================================
                        EFFECTIVE GROSS INCOME (FY 1997)
        ----------------------------------------------------------------
           Potential Gross Income:                      $ 265,100
           Less:  Collection Loss                       $  4,895
                                                         -------
           Effective Gross Income:                      $ 260,205
        ================================================================

Our estimate of effective gross income used in direct capitalization is $260,205. This figure is slightly greater than the EGI in the first year of our cash flow in the discounted cash flow method. The reason for this is because we have applied market rent to the vacant space without regard for lease-up simply to reflect the stabilized NOI.

OPERATING EXPENSE ANALYSIS

In projecting the revenues and expenses for the subject property, we have analyzed the historical figures for fiscal years 1993 through 1995 as well as management's forecast of revenues and expenses for fiscal year 1996. In addition, we have utilized the Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers publication to assist in our analysis. We have considered the category " Regions 1, 2 & 3 (East): Open Shopping Centers" as the most representative of the subject property. A summary of the average expenses taken from this publication increased at an inflationary rate to reflect our fiscal year 1997 analysis are presented as follows:

            =======================================================
                           COMPARABLE EXPENSE ANALYSIS
            -------------------------------------------------------
                     Expense Category                 P.S.F.
            -------------------------------------------------------
              General & Administrative                $ 0.08
              Repairs & Maintenance                   $ 0.36
              Services                                $ 0.46
              Utilities                               $ 0.18
                                                      ------
                         Total CAM                    $ 1.08
              Real Estate Taxes                       $ 1.26
              Insurance                               $ 0.15
              Management Fees                         $ 0.41
            Total Operating Expenses                  $ 2.90
            -------------------------------------------------------
            Source: Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers
            =======================================================

Our estimate of the subject's stabilized expenses are detailed as follows.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Property Taxes

Historical and budgeted property tax expenses are as follows:

            ========================================================
                              PROPERTY TAX EXPENSE
            --------------------------------------------------------
                         Year                    Total $ Amount
            --------------------------------------------------------
                         1993                       $ 31,268
                         1994                       $ 21,252
                         1995                       $ 28,105
                      1996 Budget                   $ 21,888
                   Year 1 Pro Forma                 $ 22,336
            --------------------------------------------------------
            Source: Mark Centers Trust
            ========================================================

As discussed fully within the tax and assessment data section of the report, estimated taxes for calendar year 1996 are projected to be $22,336. It appears that the 1996 budgeted taxes have not accounted for the 1996 tax rate.

Insurance

Historical and budgeted insurance expenses are as follows:

            ========================================================
                                INSURANCE EXPENSE
            --------------------------------------------------------
                         Year                    Total $ Amount
            --------------------------------------------------------
                         1993                       $13,543
                         1994                       $ 9,939
                         1995                       $ 7,354
                      1996 Budget                   $ 7,444
                  CB 1996 Projection                $ 7,444
            --------------------------------------------------------
            Source: Mark Centers Trust
            ========================================================

Insurance at the subject property includes both liability insurance and fire insurance. This expense has decreased from 1993 to 1995 to a level of $0.08/SF. We have placed primary emphasis on the subject's historical and 1996 budgeted insurance expenses and have estimated the insurance expense at $7,444, or $0.08/SF.

Professional Management Fee

In order to maintain the control of the property and subsequently ensure the stream of income that it generates, it is necessary to employ either internal or outside management. This expense is non-recoverable. In the case of the subject property, the property is managed internally and no management expense has been reflected in historical statements. Typical


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Insurance

Historical and budgeted insurance expenses are as follows:

            ========================================================
                                INSURANCE EXPENSE
            --------------------------------------------------------
                         Year                    Total $ Amount
            --------------------------------------------------------
                         1993                       $13,543
                         1994                       $ 9,939
                         1995                       $ 7,354
                      1996 Budget                   $ 7,444
                  CB 1996 Projection                $ 7,444
            --------------------------------------------------------
            Source: Mark Centers Trust
            ========================================================

Insurance at the subject property includes both liability insurance and fire insurance. This expense has decreased from 1993 to 1995 to a level of $0.08/SF. We have placed primary emphasis on the subject's historical and 1996 budgeted insurance expenses and have estimated the insurance expense at $7,444, or $0.08/SF.

Professional Management Fee

In order to maintain the control of the property and subsequently ensure the stream of income that it generates, it is necessary to employ either internal or outside management. This expense is non-recoverable. In the case of the subject property, the property is managed internally and no management expense has been reflected in historical statements. Typical professional management fees in the local market range from 1.0% to 5.0% of effective gross income. Based upon the size and nature of the subject improvements, we have applied a management expense of 3.0% of effective gross income. Because management is calculated based on a percentage of effective gross income, this expense will vary each year with fluctuations in the income stream. In the first year of our analysis, this expense equates to $5,347 or $0.05/SF.

Replacement Reserves

This expense typically represents a reserve for future replacement of long-lived items. The amount of reserve and whether it is included or not in the direct capitalization and DCF analyses depends on the actions reflected by buyers and sellers in the local market. Based on the available comparable data and discussions with brokers and investors, replacement reserves generally range from $0.10/SF to $0.20/SF for retail properties of similar quality and condition as the subject. Given the subject's average condition, we have estimated this expense at $0.10/SF or $9,821 in 1996 increasing at our projected annual expense growth


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

rate of 3.0%. Based on discussions with local market participants, replacement reserves are typically subtracted in calculating NOI when determining the cash flow in the DCF analysis.

Total Concluded Operating Expenses

The concluded stabilized operating expenses for the subject total an estimated $84,076 in fiscal year 1996-1997, or $0.86 per rentable square foot. This total expense estimate is for the first year of our proforma and incorporates fiscal year conversions not reflected in the previous 1996 calendar year estimates. The expense is slightly lower than the average indicated by IREM ($2.90/SF) but judged reasonable given the historical and budgeted operations of the subject.

CAPITALIZATION RATE

There are several methods for deriving an overall capitalization rate for direct capitalization. A common method for establishing an overall capitalization rate for properties similar to the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists. We have derived capitalization rates from comparable sales used within the Sales Comparison Approach. In addition, the investor survey method is used as a secondary approach in deriving our overall capitalization rate. The subject property is a retail shopping center that would be attractive to either a local or a national investor. The category in the published investor survey most comparable to the subject is a class B community shopping center. The investors typically interviewed for the survey are regional or national investors associated with pension funds, REIT's, insurance companies, financial institutions, etc. The information below is taken from CB Commercial most recent National Investor Survey (first quarter 1996).

=========================================================================================
                                    SUMMARY OF INVESTOR SURVEY
                                   OVERALL CAPITALIZATION RATES
                               COMMUNITY SHOPPING CENTERS - CLASS B
-----------------------------------------------------------------------------------------
              Investor Survey               R(o) Range    Average      Date of Survey
-----------------------------------------------------------------------------------------
CB Commercial National Investor Survey    9.5% - 11.0%     10.2%    First Quarter, 1996
-----------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
=========================================================================================

The previous survey indicates an overall range of 9.5% to 11.0% for neighborhood shopping centers with an average of approximately 10.2%. The sales data produced a range of 8.2% to 10.7% with an average of 9.6%. The capitalization rate reflects the quality and duration of the


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

income stream as well as the physical characteristics of the property. The tenant mix at the subject center is typical of the area containing a discount department store and a supermarket store (presently vacant). Over 92% of the center space is devoted to two anchor tenants. The largest of these is an Ames Store a regional tenant. The Ames lease is due to expire in 1998, although it carries three, five-year renewal options at the same terms as the base lease. The second largest tenant, Acme Supermarket, vacated their space in February 1996 but continues to pay rent. The base lease extends to April 1999. This lease also has three, five-year options at the same rent and overage terms as the base lease. While Acme vacated their store, their contract base rent equates to 1.75% of gross sales for the previous year. That ratio falls within the range of exceptable cost of occupancy for a grocery store of 1.75% to 2.25%. Therefore, we have assumed that a competing supermarket will assume the Acme lease. In fact, we have been informed that Weis Markets has approached Acme and is negotiating to take over the lease. The center is currently 92% leased. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional neighborhood center of average quality and in good overall condition. In addition, the subject is situated in an average retail location with relatively low volumes of traffic.

Based upon this survey and the factors discussed above, a 10.00% overall capitalization rate (towards the top of the range) appears to be appropriate for the subject property given the associated risk of unrealized income attributed to the vacant space.

Direct Capitalization Summary

A summary of the direct capitalization method as applied to the subject property is illustrated in the following table:


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                                    ROUTE 61
                          DIRECT CAPITALIZATION SUMMARY
--------------------------------------------------------------------------------
                      Category                    Total              P.S.F.
--------------------------------------------------------------------------------
Income
    Total Market Rent                            $ 246,676           $ 2.51
    Recovery Income                                  7,729             0.08
                                                     -----             ----
    Gross Rental Income                          $ 254,405           $ 2.59
      Less: Vacancy and Credit Loss                 (5,088)          (0.05)
      Plus: Other Income                                 0             0.28
      Plus: Percentage Rents                     $  38,195             0.39
                                               -----------          -------
     Effective Gross Income                      $ 287,512           $ 2.92

Expenses
     Common Area Maintenance (CAM)                (38,637)           (0.39)
     Real Estate Taxes                            (22,615)           (0.23)
     Insurance                                    ( 7,533)           (0.08)
     Management Fees                              ( 5,347)           (0.05)
     Replacement Reserves                          (9,944)           (0.10)
                                                ----------         --------
     Total Expenses                             $ (84,076)         $ (0.86)
       OER                                             29%

Net Operating Income                            $ 203,436          $  2.07
     CAPITALIZATION OF NOI:
     @10.0%                                    $ 2,034,360         $  20.71

Reconciled Value                               $ 2,000,000         $  20.36
--------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The concluded market value of the subject property, based on the direct capitalization method, is $2,000,000.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS

Our DCF assumptions are summarized as follows. Most of the following assumptions have been discussed and supported within prior sections of the report. A discussion of the discount rate, terminal capitalization rate and holding period follow the assumptions summarized below.

================================================================================
                   SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS
                      AMES PLAZA, ROUTE 61 IN SHAMOKIN, PA.
--------------------------------------------------------------------------------
  General Assumptions
      Start Date                                      June 1, 1996
      Terms of Analysis                                 10 years
      Basis (Calendar /  Fiscal)                         Fiscal
      Software                                       Project + Plus
  Growth Rate Assumptions
      Expenses                                            3.0%
      Market Rent                                         3.0%
      Real Estate Taxes                                   3.0%
      Inflation (CPI)                                     3.0%
  Market Rent Assumptions
      Anchor                                           $3.50 (NNN)
      Satellite                                        $5.00 (NNN)
  Leasing Assumptions
      Lease Term                                         5 Years
      Satellite Renewal Probability                        50%
      Weighted Average of:
        Tenant Improvements                               $0.00
        Months of Free Rent                                 0
        Leasing Commissions (Cashed-Out)                  4.5%
        Down Time Between Leases                        6 Months
  Tenant Assumptions
                                                   Existing tenant leases were
                                                   entered at contract rent and
                                                   terms. Speculative renewals
                                                   assume tenants will pay base
                                                   rent plus their pro rata
                                                   share of CAM, real estate
                                                   taxes and insurance.
                                                   Contractual recoveries were
                                                   input into the model per
                                                   their respective leases.
  Miscellaneous Assumptions
      Credit Loss                                         2.0%
      Avg. Occupancy Over Projection Period                99%
      Structural Maintenance/ Reserves ($/SF)            $ 0.10

  Financial Assumptions
      Discount Rate (IRR)                                11.50%
      Terminal Overall Capitalization Rate (RO)          10.50%
      Costs of Sale                                       2.00%
--------------------------------------------------------------------------------
Source:  CB Commercial Real Estate Group, Inc.
================================================================================


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNT RATE ANALYSIS

A discount rate is a rate of return on capital utilized to capitalize future payments or receipts to present value. It is based on the time value of money concept. For appraisal purposes, the rate used to convert income to property value should represent the annual rate of return necessary to attract investment capital. The rate is influenced by many considerations, including the degree of apparent risk, market attitudes with respect to future inflation, the prospective rates of return for alternative investment opportunities, supply of and demand for mortgage funds, and the availability of tax shelters. Because rates of return used in income capitalization represent prospective rates, as distinguished from historical rates, special consideration is given to market perceptions of risk and changes in purchasing power.

Although it is not possible to prove conclusively the suitability of a particular rate of return on the basis of market evidence, the chosen rate should be consistent with the available evidence. Rate selection requires judgment and knowledge concerning prevailing market attitudes and economic indicators. Both the discount rate and the reversionary capitalization rate must reflect the relative risk perceived by investors for the specific market being studied. Generalities must be avoided. To determine such rates, we have used surveys of real estate investors analyzed and adjusted for comparative returns found in the capital markets.

National investor surveys include data on investors operating regionally and nationally, such as representatives of insurance companies, commercial banks, pension funds, investment banking firms, syndication firms, and investment advisory firms. Such companies invest in all types of properties, including office buildings, retail shopping centers, hotels, apartment complexes, and industrial facilities. These surveys are valuable for determining general parameters but must be honed to the local market.

Based on surveys from CB Commercial Real Estate Group Inc. for the first quarter 1996, investment criteria for numerous market participants including investors that would be in competition for acquiring a property such as the subject are illustrated below.

================================================================================
                   FIRST QUARTER 1996 NATIONAL INVESTOR SURVEY
                       CLASS B COMMUNITY SHOPPING CENTERS
================================================================================
    TYPE OF FIRM    OVERALL CAP. RATES       GENERAL    DISCOUNT    REAL RATE
                  ---------------------     INFLATION     RATE      OF RETURN
                  GOING-IN     TERMINAL                  (IRR)        (RRR)
================================================================================
Range:            9.5-11.0      10-12         2-4       12-15.0     9.5-11.5
Average             10.2         10.7         3.3         13.4        10.9
================================================================================
Change from          -10         +10          -10         +110        +390
 3rd Qtr Survey
================================================================================
Source:  CB Commercial Real Estate Group Inc. - 1st Quarter 1996


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

We have surveyed national real estate investors for their investment criteria when purchasing real estate such as the subject. Investor expectations for inflation range from 2% to 4%, with an average of 3.3%. We have selected an inflation rate for our analysis of 3.0%. The discount rate reflects the quality and duration of the income stream as well as the physical and locational characteristics of the property. As discussed within the overall rate section, the tenant mix at the subject center is considered to be typical of the area with two anchors occupying 92% of the center, each having multiple renewal options which could extend their occupancies by more than 15 years from the date of value, reducing risk. The center is currently 92% leased and 60% occupied. Overall, the quality, quantity and duration of the cash flow is considered to be good. With respect to physical characteristics, the subject is a functional community center of average quality and in average overall condition. In addition, the subject is situated in an average retail location with relatively low volumes of traffic.

In general, the discount rate (IRR) is comprised on a safe rate (usually Treasuries) and a risk premium. The risk premium is difficult to quantify but with sound logic a reasonable rate can be ascertained. The chart presented below graphically depicts real estates position within the risk/reward graph.

                    INVESTOR RISK VERSUS RETURN REQUIREMENTS

   Anticipated Return

                                                                   _ Real Estate

                                                  _ Common Stocks

                                      _ Corporate
                                      Bonds

                          _ Mortgage
                          Backed
                          Securities

             _ Municipal
             Bonds

 _ T - Bills

                                                                   Riskless Rate

--------------------------------------------------------------------------------
 Perceived Level of Risk

US Treasury notes and bonds are considered risk free since they are backed by the United States government. Their rates only fluctuate with perceived inflation. The use of this, or any short term investment including the prime rate or LIBOR is meaningless when compared to an


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

investment with a 10 year holding period. Accordingly, as a starting point, we only considered risk free or nearly risk free investments with a maturity of 10 years. These include Treasuries, corporate bonds and municipal bonds. Adjusted for daily fluctuations, these debt offerings are yielding 5.59% to 8.25%. Mortgaged backed securities generally tend to fall above these instruments. The next layer of risk would include debt rated as low as BBB. These notes are yielding as much as 10%. Long-term mortgages are also yielding over 10% considering the mortgage constant on a note priced at 250 to 300 basis points over comparable Treasuries. Riskier investments such as junk bonds vary widely from 12% to 22% on an unleveraged basis. Real estate, as indicated on the chart above falls between common stock (10%) and junk bonds (16%). To eliminate the burden of illiquidity, REIT's and similar investments are being created. They represent a quasi-real estate opportunity. REIT's are currently providing dividends ranging from 6% to 8% but offer potential yields of 15% to 20%

Various financial instruments are yielding between 5.59% and 8.25% depending upon the type of investment as indicated on the chart below based on data obtained from the Federal Reserve Statistical Release for the week ending May 17, 1996. It should be noted that over the past year we have witnessed an increase in the interest rate of all of the following instruments.

       =================================================================
       INSTRUMENT                                              RATE
       -----------------------------------------------------------------
       Prime Rate                                             8.25%
       -----------------------------------------------------------------
       Municipal Bonds                                        5.96%
       -----------------------------------------------------------------
       Short-Term Treasury Securities (1 year)                5.59%
       -----------------------------------------------------------------
       Long Term Treasury Securities (10 years)               6.68%
       -----------------------------------------------------------------
       Corporate Aaa Bonds (10+ years)                        7.57%
       -----------------------------------------------------------------
       Corporate Baa Bonds (10 + years)                       8.25%
       =================================================================

The risk premium is the rate added to Treasuries to account for illiquidity, the capital markets and the economy. Whether the risk premium decreases in the near term is dependent on inflation, the growth of the economy and capital markets. During 1995, the Federal Reserve decreased interest rates in order to stimulate a sluggish economy. The low rates have continued during the early portion of 1996, however, have recently begun to ascend.

Based on the above, we feel that the current required rate of return (IRR) for the subject would fall at the low end the range at 12.0%. This reflects the quality, quantity and cash flow risk associated with the subject property. As such, we have utilized a discount rate of 12.0% in our analysis.


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

TERMINAL RATE

To estimate the appropriate terminal capitalization rate, we have considered the rates reflected in the investment criteria outlined above for both going-in and terminal capitalization. Typically, under stable market conditions, the terminal capitalization rate will be greater than the going-in rate to reflect the risk associated with the holding period. Typically 50 to 100 basis points are added on to the going-in cap rate under stable market conditions to account for the additional risk. Furthermore, our national investor survey also indicated an average terminal capitalization 50 basis points greater than the going-in rate. Going-in capitalization rates extracted from sales averaged 9.6% and we utilized a 10.0% going-in cap rate in the direct capitalization approach.

It is evident by historical and current performance of the center and it is our opinion that the subject property will encounter average-to-good market acceptance in the future. It is our opinion that a terminal capitalization rate of 10.5% is the most appropriate for the subject property.

A 2% deduction for costs of sale has been utilized to reflect the net reversionary value.

HOLDING PERIOD

To apply the discounted cash flow analysis, an estimate must be made of the appraised property's holding period based on typical investors' motives in the local market. Historical investment holding periods of similar shopping centers typically have ranged from 10 to 15 years. A 10- to 15- year holding period was analyzed to test the property's sensitivity to roll-overs. A 10-year holding period was selected.

Our discounted cash flow analysis is presented on the following page.


--------------------------------------------------------------------------------

                ------------------------------------                                            ------------------------------------
                Building Size                98,210          Ames Plaza Shopping Center         Reclined Value                $1,967
                Cost of Sales                3.000%               Cash Flow Report              Value per SF                  $20.03
                Hold Period (Years)          10                                                 % Residual of Recon. Value     37.7%
                Reduce Residual by Cap Esp   Yes                                                Direct Cap Rate               10.00%
                Residual Discount Rate       12.00%                                             Direct Cap Value              $1,877
                ------------------------------------                                            ------------------------------------

Compounded Ann.
                                            ---------------------------------------------------------------------
    Ave. Growth                                 1996      1997      1998      1999      2000      2001       2002
                                            ---------------------------------------------------------------------
     1.96%      BASE RENT                   208,857   243,278   243,278   243,278   243,278   216,498    247,306
     N/A         Free Rent                        0         0         0         0         0         0          0
     N/A         Expense Recoveries               0         0         0         0         0         0          0
     5.46%       Percentage Rent             40,050    42,601    45,230    47,936    50,725    53,596     56,554
----------                                  ---------------------------------------------------------------------
     2.63%      GROSS INCOME                248,907   285,879   288,508   291,214   294,003   270,094    303,860
     2.63%       Credit/Vacancy Loss         (4,978)   (5,718)   (5,770)   (5,824)   (5,880)   (5,402)    (6,077)
     1.92%       Miscellaneous Incomes       27,500    27,500    27,500    27,500    27,844    28,679     29,539
----------                                  ---------------------------------------------------------------------
     2.56%      EFFECTIVE GROSS INCOM       271,429   307,661   310,238   312,890   315,967   293,371    327,322
----------
     2.97%      TOTAL EXPENSES               83,705    86,776    89,247    94,793    94,418    96,610    100,011
----------                                  ---------------------------------------------------------------------
     2.38%      NET OPERATING INCOME        187,724   120,885   220,991   221,097   221,549   196,761    227,311
     N/A         Commissions                      0         0         0         0         0         0          0
     N/A         Tenant Improvements              0         0         0         0         0         0          0
     N/A         Capital Additions                0         0         0         0         0         0          0
----------                                  ---------------------------------------------------------------------
     N/A        TOTAL DEDUCTIONS                  0         0         0         0         0         0          0
----------                                  ---------------------------------------------------------------------
     2.38%      CASH FLOW                   187,724   220,885   220,991   221,097   221,549   196,761    227,311
----------

                TOTAL CASH FLOW             187,724   220,885   220,991   221,097   221,549   196,761    227,311
                                            ---------------------------------------------------------------------
                 Debt Service                 N/A       N/A       N/A       N/A       N/A       N/A        N/A
                                            ---------------------------------------------------------------------
                CASH FLOW AFTER DEBT        187,724   220,885   220,991   221,097   221,549   196,761    227,311
                                            ---------------------------------------------------------------------
                CUMULATIVE SURPLUS            N/A       N/A       N/A       N/A       N/A       N/A        N/A
                                            ---------------------------------------------------------------------

                -------------------------------------------------------------------------------------------------
                Implied Overall Rate         9.54%     11.23%    11.24%    11.24%    11.26%    10.00%     11.56%
                Cash on Cash Return          9.54%     11.23%    11.24%    11.24%    11.26%    10.00%     11.56%
                -------------------------------------------------------------------------------------------------

                                                            -----------------------------------------------------
                                                                           Sale/Yield Matrix (000's)
                                                                              Terminal Cap Rate
                                                                       ------------------------------------------
                                                            Disc Rate      9.75%     10.00%     10.25%     10.50%
                                                            -----------------------------------------------------
                [GRAPHIC OMITTED]                               11.50%     2,047      2,027      2,008      1,990
                                                                       ------------------------------------------
                                                                11.75%     2,016      1,997      1,978      1,960
                                                                       ------------------------------------------
                                                                12.00%     1,986      1,967      1,949      1,931
                                                                       ------------------------------------------
                                                                12.25%     1,956      1,938      1,920      1,903
                                                                       ------------------------------------------
                                                                12.50%     1,927      1,909      1,892      1,875
                                                                       ------------------------------------------
                                                                12.75%     1,899      1,881      1,864      1,848
                                                            -----------------------------------------------------
                                                            -----------------------------------------------------

Compounded Ann.
                                            -------------------------------------------
    Ave. Growth                                   2003       2004       2005       2006
                                            -------------------------------------------
     1.96%      BASE RENT                     253,515    253,515    253,515    253,515
     N/A         Free Rent                          0          0          0          0
     N/A         Expense Recoveries                 0          0          0          0
     5.64%       Percentage Rent               59,601     62,739     65,971     69,300
----------                                  -------------------------------------------
     2.63%      GROSS INCOME                  313,116    316,254    319,486    322,815
     2.63%       Credit/Vacancy Loss           (6,262)    (6,325)    (6,390)    (6,456)
     1.92%       Miscellaneous Incomes         30,426     31,338     32,279     33,247
----------                                  -------------------------------------------
     2.56%      EFFECTIVE GROSS INCOM         337,280    341,267    345,375    349,606
----------
     2.97%      TOTAL EXPENSES                103,016    105,982    109,039    112,188
----------                                  -------------------------------------------
     2.38%      NET OPERATING INCOME          234,264    235,285    236,336    237,418
     N/A         Commissions                        0          0          0          0
     N/A         Tenant Improvements                0          0          0          0
     N/A         Capital Additions                  0          0          0          0
----------                                  -------------------------------------------
     N/A        TOTAL DEDUCTIONS                    0          0          0          0
----------                                  -------------------------------------------
     2.38%      CASH FLOW                     234,264    235,285    236,336    237,418
----------

                TOTAL CASH FLOW               234,264    235,285    236,336    237,418
                                            -------------------------------------------
                 Debt Service                   N/A        N/A        N/A        N/A
                                            -------------------------------------------
                CASH FLOW AFTER DEBT          234,264    235,285    236,336    237,418
                                            -------------------------------------------
                CUMULATIVE SURPLUS              N/A        N/A        N/A        N/A
                                            -------------------------------------------

                -----------------------------------------------------------------------
                Implied Overall Rate           11.91%     11.96%     12.02%     12.07%
                Cash on Cash Return            11.91%     11.96%     12.02%     12.07%
                -----------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW CONCLUSION

We used "PRO-JECT +plus" computer software to create a cash flow model for a long term hold. Reference is made to the "Annual Cash Flow Report", generated by the Pro-ject software, on the previous page which provides a summary of cash flow from all sources. We utilized a 10-year holding period and have discounted the cash flow on a fiscal year basis from 1997 to 2006. The cash flow incorporates the terms of existing leases during the analysis period and our assumptions regarding the lease-up of vacant space. It also calculates renewal rentals when leases expire based on current market rent escalated at a growth factor. In addition, a forecast was made for 15 years to check for any irregularities in the income stream which may artificially affect the reversionary sale price. It should be noted that based on our analysis of the extended holding period indicated that there was no irregularities. We capitalized the 11th year net operating income to determine the reversionary value at the end of year 10.

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The preceding analysis indicates the following conclusions:

            =======================================================
                         INCOME CAPITALIZATION APPROACH
                                     VALUES
            -------------------------------------------------------
            Method                                 Indicated Value
            -------------------------------------------------------
            Direct Capitalization                    $ 2,000,000
            Discounted Cash Flow                     $ 2,000,000
            -------------------------------------------------------
            Source: CB Commercial Real Estate
            =======================================================

Greater emphasis is placed on the DCF analysis because it is the method likely to be used by a typical investor. As a result, based on the Income Capitalization Approach, CB Commercial concludes a value estimate for the subject property of $2,000,000. This equates to $20.36 per rentable square foot.


--------------------------------------------------------------------------------

                                   CONCLUSION

================================================================================
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

                             RECONCILIATION OF VALUE

CB Commercial was instructed to estimate the market value of the leased fee interest in the subject property. The value conclusions for each applicable approach are summarized below.

         ==============================================================
                          SUMMARY OF VALUE CONCLUSIONS
         --------------------------------------------------------------
         Cost Approach                                         N/A

         Sales Comparison Approach                         $ 2,100,000

         Income Capitalization Approach                    $ 2,000,000
         --------------------------------------------------------------
         Source: CB Commercial Real Estate Group, Inc.
         ==============================================================

The Income Capitalization Approach is considered the most persuasive method for valuing the subject property. This approach is predicated on the principle of anticipated economic benefits and, therefore, best reflects the investment characteristics of the subject. Properties such as the subject are typically purchased by investors; thus, this approach must closely parallels the anticipated analysis that would be employed by the most typical purchaser. Since the subject property has a number of existing leases with a variety of terms, the DCF technique best models the future cash flow stream to a prospective buyer.

The Sales Comparison Approach is predicated on the principle that an investor would pay no more for an existing property than for a comparable property with similar utility. This approach is contingent on the reliability and comparability of available data. The data developed was considered sufficiently reliable to reach a value conclusion by the Sales Comparison Approach. However, due to the lack of truly comparables sales in recent years, this method is given secondary consideration in the reconciliation.

The Cost Approach is predicated on the principle that an investor would pay no more for an existing property than it would cost to acquire land and construct a building with similar utility. Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Furthermore, due to the age of the subject and current market conditions, accrued depreciation would be substantial and difficult to estimate. An investor would not use the Cost Approach due to the imprecise nature of estimating the accrued physical, functional, or external depreciation affecting the improvements. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.


--------------------------------------------------------------------------------

================================================================================
                                                         RECONCILIATION OF VALUE
--------------------------------------------------------------------------------

The final value conclusion and the approaches relied upon give strong consideration to the market behavior of the typical buyer and current market environment for the property appraised.

Based on the foregoing analysis, it is concluded that the market value of the leased fee interest in the subject property, subject to the assumptions and limiting conditions, as of May 15, 1996, is:

                               TWO MILLION DOLLARS
                                  ($2,000,000)

This value is subject to all of the assumptions and limiting conditions stated throughout the report, including specific assumptions and limiting conditions.


--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------

                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to total that would adversely affect marketability or value. CB Commercial is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Commercial, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. It is assumed that improvements have been constructed or will be constructed according to approved architectural plans and specifications and in conformance with recommendations contained in or based upon any soils report(s).

     Unless otherwise specifically noted in the body of this report, it is assumed: that any existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are, or will be upon completion, in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that it or they will withstand any known elements such as windstorm, hurricane, tornado, flooding, earthquake, or similar natural occurrences; and, that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Commercial professionals are not engineers and are not competent to judge matters of an engineering nature. CB Commercial has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Commercial by ownership or management; CB Commercial inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Commercial was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Commercial reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Commercial has no knowledge of the existence of such materials on or in the property. CB Commercial, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

     We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Commercial. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.


--------------------------------------------------------------------------------

================================================================================
                                             ASSUMPTIONS AND LIMITING CONDITIONS
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5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Commercial has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Commercial reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Commercial of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Commercial will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CB Commercial assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CB Commercial is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Commercial does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Commercial.

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Commercial to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Unless otherwise noted in this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CB Commercial nor may this report or copies hereof be transmitted to third parties without said consent, which consent CB Commercial reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express


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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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     written consent of CB Commercial which consent CB Commercial reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Commercial shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area have been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Commercial unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Commercial assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Commercial assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CB Commercial assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Not withstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Commercial has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Commercial has no specific information relating to this issue, nor is CB Commercial qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.


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24. For our analysis, we have relied on the information provided by the detailed rent roll and information provided by the subject leasing agent. We have assumed all information is correct. Furthermore, we have assumed all leases out for signature will be returned signed, and executed as of the date indicated to us by the leasing agent. We reserve the right to amend this appraisal should any of this information be later found to be incorrect.


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                                                    ADDENDUM A GLOSSARY OF TERMS
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                                   ADDENDUM A

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                                                    ADDENDUM A GLOSSARY OF TERMS
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                                GLOSSARY OF TERMS

assessed  value

  Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

cash equivalency

  The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract, coupon, face, or nominal rent

  The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

coupon rent

  See  Contract, Coupon, Face, or Nominal Rent

effective rent

  1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ++ 2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

face rent

  See  Contract, Coupon, Face, or Nominal Rent

fee  simple  estate

  Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. ++

floor area ratio (FAR)

  The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. ++

full service lease

  A lease in which rent covers all operating expenses. Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value

  Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

gross building area (GBA)

  The sum of all areas at each floor as measured to the exterior walls.

insurable value

  Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

investment value

  Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be established by an expert on real estate and its value, that is, an appraiser. +

leased fee

  See leased fee estate

leased fee estate

  An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the


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                                                    ADDENDUM A GLOSSARY OF TERMS
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  lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.++

leasehold

  See leasehold estate

leasehold estate

  The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.++

load factor

  The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

market value "as if complete" on the appraisal date

  Market value as if complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

market value "as is" on the appraisal date

  Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

market value

  Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.ss.

marketing  period

  The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. ++

net lease

  Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA)

  1) The area on which rent is computed. 2) The Rentable Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

nominal rent

  See  Contract, Coupon, Face, or Nominal Rent

prospective future value "upon completion of construction"

  Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value estimate at this stage is stated in current dollars unless otherwise indicated.

prospective future value "upon reaching stabilized occupancy"

  Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value


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                                                    ADDENDUM A GLOSSARY OF TERMS
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  estimate at this stage is stated in current dollars unless otherwise indicated.

reasonable exposure time

  The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market.
  ++

rent

  see
  full service lease
  net lease
  contract, coupon, face, or nominal rent
  effective rent

shell space

  Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

Usable Area

  1) The area actually used by individual tenants. 2) The Usable Area of an office is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

use value

  Use value is a concept based on the productivity of an economic good. Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale. +

value appraised

  During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time.
  See also

market value "as is" on the appraisal date

market value "as if complete" on the appraisal date

prospective future value "upon completion of construction"

prospective future value "upon reaching stabilized occupancy"


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                                               ADDENDUM B ADDITIONAL PHOTOGRAPHS
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                                   ADDENDUM B
                                LEGAL DESCRIPTION


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                                                                    Shamokin, PA

                         CHICAGO TITLE INSURANCE COMPANY

                                   SCHEDULE A

Off. File No.     Policy Number       Date of Policy         Amount of Insurance

NU40278A          NU40278A            June l0, 1993          $1,825,000.00

1.   Name of Insured:

     MARK CENTERS LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP

2. The estate or interest in the land described herein and which is covered by this policy is: FEE SIMPLE

     Created by Deeds dated 5/26/93 and recorded 6/10/93 in Deed Book 909 Page 580 and dated 6/3/93 and recorded 6/10/93 in Deed Book 909 Page 570.

3. The estate or interest referred to herein is at Date of Policy vested in the insured.

4. The land herein described is encumbered by the following mortgage or trust deed, and assignments:

     and the mortgages or trust deeds, if any, shown in Schedule B hereof:

5.   The land referred to in this policy is described as follows:

     PARCEL "A"

     ALL THAT CERTAIN lot or parcel of ground situate in the Township of Coal, County of Northumberland, State of Pennsylvania, bounded and described as follows:

     BEGINNING at an iron pin (found) located on the South right-of-way line of PennDOT S.R. 0061 (L.R. 161), said point being situate South eighty-seven degrees forty-one minutes and no seconds East (S 87 degrees 41' 00" E) a distance of seventy-five and no hundredths feet (75.00') South eighty-seven degrees seven minutes and no seconds East (S 87 degrees 07' 00" E) a distance of one hundred seventy-five and no hundredths feet (175.00), North eight degrees twenty-five minutes and no seconds East (N 8 degrees 25' 00"
     E) a distance of fifty-five and no hundredths feet (55.00') South seventy-eight degrees one minute and no seconds East (S 78 degrees 0l' 00"
     E) a distance of ninety-two and no hundredths feet (92.00'), and North eight degrees ten minutes and no seconds East (N 8 degrees 10' 00" E) a distance of sixty and six hundredths feet (60.06') from an iron pin (found) located on the aforementioned South right-of-way line of PennDOT S.R. 0061 (L.R. 161) said point being opposite highway centerline station 939 + 86.50; THENCE FROM THE PLACE OF BEGINNING along the aforementioned South right-of-way line of PennDOT S.R. 0061 (L.R. 161) South eighty-seven degrees six minutes and forty seconds East (S 87 degrees 06' 40" E) for a distance of thirty-four and fifty-seven hundredths feet (34.57') to an iron pin (found); thence further along the same, South eighty-four degrees twenty-seven minutes and no seconds East (S 84 degrees 27' 00" E) for a distance of one hundred thirty-four and eighty-nine

                This policy valid only if Schedule B is attached.

                         CHICAGO TITLE INSURANCE COMPANY

Policy Number:  NU40278A

     LEGAL DESCRIPTION, continued

     hundredths feet (134.89') to an iron pin (found); thence along line of land of Mario J. Stello, South eight degrees twenty-eight minutes and no seconds West (S 8 degrees 28' 00" W) for a distance of eighty and sixty-six hundredths feet (00.66') to an iron pin (found); thence further along line of land of Mario J. Stello, along the South line of land of John Sabotchick, along the South line of land of Thomas I. Gallagher, along the South line of land of Virginia M. Donanski, along the South line of land of John M. Lashay, and through a portion of Berry Street, South seventy-eight degrees one minute and no seconds East (S 78 degrees 01' 00" E) for a distance of two hundred forty-nine and thirty-seven hundredths feet (249.37') to an iron pin (found); thence through a portion of aforementioned Berry Street (unopened) South one degree thirty-five minutes and no seconds West (S 1 degree 35' 00" W) for a distance of four hundred ninety-eight and fifty-two hundredths feet (498.52') to an iron pin (found); thence along the North right-of-way line of Consolidated Rail Corporation (formerly Pennsylvania Railroad), North eighty-one degrees twenty-three minutes and no seconds West (N 81 degrees 23' 00" W) for a distance of four hundred fifty-four and twenty-seven hundredths feet (454.27') to an iron pin (found); thence along the East line of other land of Marvin Realty Company, designated as Parcel "B", and of which this is a part, North eight degrees thirty-seven minutes and no seconds East (N 8 degrees 37' 00" E) for a distance of four hundred seventy-three and forty-one hundredths feet (473.41') to an iron pin (found); thence further along the same, North eighty-one degrees twenty-three minutes and no seconds West (N 81 degrees 23' 00" W) for a distance of twenty-four and eighteen hundredths feet (24.18') to an iron pin (found); thence still further along the same and along the East line of land of Edward and Caroline Lushinski, North eight degrees ten minutes and no seconds East (N 8 degrees 10' 00" E) for a distance of one hundred six and no hundredths feet (106.00') to the place of beginning.

     CONTAINING 227,303.61 square feet (5.218 acres) and being shown in greater detail on a plan laid out by Merlyn J. Jenkins, Registered Professional Land Surveyor, of Merlyn J. Jenkins & Associates, Inc., Pottsville, Pennsylvania, dated March 10, 1993, and being designated as Parcel "A" on Drawing No. SK-1310.

     PARCEL "B"

     ALL THAT CERTAIN lot or parcel of ground situate in the Township of Coal, County of Northumberland, State of Pennsylvania, bounded and described as follows:

     BEGINNING at an iron pin (found) located on the South right-of-way line of PennDOT S.R. 0061 (L.R. 161), said point being opposite highway centerline station 939 + 86.50; THENCE FROM THE PLACE OF BEGINNING along the South line of lands of Michael and Patrice Dupnock, South eighty-seven degrees forty-one minutes and no seconds East (S 87 degrees 41' 00" E) for a distance of seventy-five and no hundredths feet (75.00') to an iron pin (found); thence further along the same, South eighty-seven degrees seven minutes and no seconds East

                This policy valid only if Schedule B is attached.

                         CHICAGO TITLE INSURANCE COMPANY

Policy Number:  NU40278A

     LEGAL DESCRIPTION, continued

     (S 87 degrees 07' 00" E) for a distance of one hundred seventy-five and no hundredths feet (175.00') to an iron pin (found); thence along the East line of lands of aforementioned Michael and Patrice Dupnock, North eight degrees twenty-five minutes and no seconds East (N 8 degrees 25' 00" E) for a distance of fifty-five and no hundredths feet (55.00') to an iron pin (found); thence along the South line of land of Edward and Caroline Lushinski, South seventy-eight degrees one minute and no seconds East (S 78 degrees 01' 00" E) for a distance of ninety-two and no hundredths feet (92.00') to an iron pin (found); thence along the West line of other lands of Marvin Realty Company (Shamokin Area Industrial Development Authority), designated as Parcel "A", and of which this is a part, South eight degrees ten minutes and no seconds West (S 8 degrees 10' 00" W) for a distance of forty-five and ninety-four hundredths feet (45.94') to an iron pin (found); thence further along the same, South eighty-one degrees twenty-three minutes and no seconds East (S 81 degrees 23' 00" E) for a distance of twenty-four and eighteen hundredths feet (24.18') to an iron pin (found); thence still further along the same, South eight degrees thirty-seven minutes and no seconds West (S 8 degrees 37' 00" W) for a distance of four hundred seventy-three and forty-one hundredths feet (473.41') to an iron pin (found); thence along the North right-of-way line of Consolidated Rail Corporation (formerly Pennsylvania Railroad), North eighty-one degrees twenty-three minutes and no seconds West (N 81 degrees 23' 00" W) for a distance of one thousand twelve and fifty hundredths feet (1,012.50') to an iron pin (found); thence along line of land of the Commissioners of Coal Township, North eight degrees thirty-seven minutes and no seconds East (N 8 degrees 37' 00" E) for a distance of fifty and no hundredths feet (50.00') to an iron pin (found); thence further along the same, North eighty-one degrees twenty-three minutes and no seconds West (N 81 degrees 23' 00" W) for a distance of fifty and no hundredths feet (50.00') to an iron pin (found); thence still further along the same, South eight degrees thirty-seven minutes and no seconds West (S 8 degrees 37' 00" W) for a distance of fifty and no hundredths feet (50.00') to an iron pin (found); thence further along the aforementioned North right-of-way line of Consolidated Rail Corporation (formerly of Pennsylvania Railroad), North eighty-one degrees twenty-three minutes and no seconds West (N 81 degrees 23' 00" W) for a distance of two hundred thirty-five and no hundredths feet (235.00') to an iron pin (found); thence along the East line of lands of Chervanik Realty Company, North three degrees twenty-six minutes and no seconds West (N 3 degrees 26' 00" W) for a distance of two hundred seventy-seven and seventy-eight hundredths feet (277.78') to an iron pin (found); thence along the aforementioned South right-of-way line of PennDOT S.R. 0061 (L.R. 161), North eighty-one degrees thirty-five minutes and no seconds East (N 81 degrees 35' 00" E) for a distance of four hundred ninety-seven and fifty hundredths feet (497.50') to an iron pin (set); thence further along the same, South seventy degrees twenty minutes and no seconds East (S 70 degrees 20' 00" E) for a distance of one hundred sixty-five and no hundredths feet (165.00') to an iron pin (set); thence still further along the same, North eighty-nine degrees fourteen minutes and thirty-five seconds East (N 89 degrees 14' 35" E)

                This policy valid only if Schedule B is attached.

                         CHICAGO TITLE INSURANCE COMPANY

Policy Number:  NU40278A

LEGAL DESCRIPTION, continued

     for a distance of three hundred fifty-seven and seventy-nine hundredths feet (357.79') to the place of beginning.

     CONTAINING 538,161.52 square feet (12.354 acres) and being shown in greater detail on a plan laid out by Merlyn J. Jenkins, Registered Professional Land Surveyor, of Merlyn J. Jenkins & Associates, Inc., Pottsville, Pennsylvania dated March 10, 1993, and being designated as Parcel "B" on Drawing No. SK-1310.

     PARCELS "A" AND "B" COMBINED

     ALL THAT CERTAIN lot or parcel of ground situate in the Township of Coal, County of Northumberland, State of Pennsylvania, bounded and described as follows:

     BEGINNING at an iron pin (found) located on the South right-of-way line of PennDOT S.R. 0061 (L.R. 161), said point being opposite highway centerline station 939 + 86.50; THENCE FROM THE PLACE OF BEGINNING along the South line of lands of Michael and Patrice Dupnock, South eighty-seven degrees forty-one minutes and no seconds East (S 87 degrees 41' 00" E) for a distance of seventy-five and no hundredths (75.00') to an iron pin (found); thence further along the same, South eighty-seven degrees seven minutes and no seconds East (S 87 degrees 07' 00" E) for a distance of one hundred seventy-five and no hundredths feet (175.00') to an iron pin (found); thence along the East line of lands of aforementioned Michael and Patrice Dupnock, North eight degrees twenty-five minutes and no seconds East (N 8 degrees 25' 00" E) for a distance of fifty-five and no hundredths feet (55.00') to an iron pin (found); thence along the South line of land of Edward and Caroline Lushinski, South seventy-eight degrees one minute and no seconds East (S 78 degrees 01' 00" E) for a distance of ninety-two and no hundredths feet (92.00') to an iron pin (found); thence along the East line of land of aforementioned Edward and Caroline Lushinski, North eight degrees ten minutes and no seconds East (N 8 degrees 10' 00" E) for a distance of sixty and six hundredths feet (60.06') to an iron pin (found); thence along the aforementioned South right-of-way line of PennDOT S.R. 0061 (L.R. 161), South eighty-seven degrees six minutes and forty seconds East (S 87 degrees 06' 40" E) for a distance of thirty-four and fifty-seven hundredths (34.57') to an iron pin (found); thence further along the same, South eighty-four degrees twenty-seven minutes and no seconds East (S 84 degrees 27' 00" E) for a distance of one hundred thirty-four and eighty-nine hundredths feet (134.89') to an iron pin (found); thence along line of land of Mario J. Stello, South eight degrees twenty-eight minutes and no seconds West (S 8 degrees 28' 00" W) for a distance of eighty and sixty-six hundredths feet (80.66') to an iron pin (found); thence further along line of land of Mario J. Stello, along the South line of land of John Sabotchick, along the South line of land of Thomas I. Gallagher, along the South line of land of Virginia M. Domanski, along the South line of land of John M. Lashay, and through a portion of Berry Street, South seventy-eight degrees one minute and no seconds East (S 78 degrees 01'

                This policy valid only if Schedule B is attached.

                         CHICAGO TITLE INSURANCE COMPANY

Policy Number:  NU40278A

     LEGAL DESCRIPTION, continued

     00" E) for a distance of two hundred forty-nine and thirty-seven hundredths feet (249.37') to an iron pin (found); thence through a portion of aforementioned Berry Street (unopened), South one degree thirty-five minutes and no seconds West (S 1 degree 35' 00" W) for a distance of four hundred ninety-eight and fifty-two hundredths feet (498.52') to an iron pin (found); thence along the North right-of-way of Consolidated Rail Corporation (formerly Pennsylvania Railroad), North eighty-one degrees twenty-three minutes and no seconds West (N 81 degrees 23' 00" W) for a distance of one thousand four hundred sixty-six and seventy-seven hundredths feet (1,466.77') to an iron pin (found); thence along line of land of the Commissioners of Coal Township, North eight degrees thirty seven minutes and no seconds East (N 8 degrees 37' 00" E) for a distance of fifty and no hundredths feet (50.00') to an iron pin (found); thence further along the same, North eighty-one degrees twenty-three minutes and no seconds West (N 81 degrees 23' 00" W) for a distance of fifty and no hundredths feet (50.00') to an iron pin (found); thence still further along the same, South eight degrees thirty-seven minutes and no seconds West (S 8 degrees 37' 00" W) for a distance of fifty and no hundredths feet (50.00') to an iron pin (found); thence further along the aforementioned North right-of-way line of Consolidated Rail Corporation (formerly Pennsylvania Railroad), North eighty-one degrees twenty-three minutes and no seconds West (N 81 degrees 23' 00" W) for a distance of two hundred thirty-five and no hundredths feet (235.00') to an iron pin (found); thence along the East line of lands of Chervanik Realty Company, North three degrees twenty-six minutes and no seconds West (N 3 degrees 26' 00" W) for a distance of two hundred seventy-seven and seventy-eight hundredths feet (277.78') to an iron pin (found); thence along the aforementioned South right-of-way line of PennDOT S.R. 0061 (L.R. 161), North eighty-one degrees thirty-five minutes and no seconds East (N 81 degrees 35' 00" E) for a distance of four hundred ninety seven and fifty hundredths feet (497.50') to an iron pin
     (set); thence further along the same, South seventy degrees twenty minutes and no seconds East (S 70 degrees 20' 00" E) for a distance of one hundred sixty-five and no hundredths feet (165.00') to an iron pin (set); thence still further along the same, North eighty-nine degrees fourteen minutes and thirty-five seconds East (N 89 degrees 14' 35" E) for a distance of three hundred fifty-seven and seventy-nine hundredths feet (357.79') to the place of beginning.

     CONTAINING 765,465.13 square feet (17.572 acres) and being shown in greater detail on a plan laid out by Merlyn J. Jenkins, Registered Professional Land Surveyor, of Merlyn J. Jenkins & Associates, Inc., Pottsville, Pennsylvania, dated March 10, 1993, and being designated as Parcels "A" and "B" combined on Drawing No. SK-1310.

                This policy valid only if Schedule B is attached.

================================================================================
                                            ADDENDUM C IMPROVED COMPARABLE SALES
--------------------------------------------------------------------------------

                                   ADDENDUM C
                            IMPROVED COMPARABLE SALES


--------------------------------------------------------------------------------

                                                                     RETAIL SALE
================================================================================

Location Data
        Property Name:                            BJ'S Wholesale Club
        Location:
        City:                                     Babylon
        County:                                   Suffolk
        State/Zip:                                New York
        Assessor's Parcel No(s):                  N/A
        Atlas Reference:                          N/A

Physical Data
       Type:                                      Free-Standing
       Land Area:                                 9.40 Acres
       Excess Land:                               N/A
       Gross Leasable Area:
        Anchors:
            BJ's Wholesale Club                   114,880 SF
          Local Tenant GLA:                       N/A
          Anchor Tenant GLA:                      114,880SF
          Total GLA:                              114,880SF
          GLA Purchased:                          114,880SF
       Year Built:                                1974
       Parking:                                   N/A
       Condition:                                 Good
       Exterior Walls:                            Brick Veneer

Sale Data
       Transaction Type:                          Sale
       Date of Transaction:                       8/93
       Marketing Time:                            N/A
       Grantor:                                   N/A
       Grantee:                                   N/A
       Document No.:                              N/A
       Sale Price:                                $9,350,000
       Financing:
       Cash Equivalent Price:                     $9,350,000
       Required Capital Cost:                     $0
       Adjusted Sales Price:                      $9,350,000
       Verification:                              N/A

Financial Data

       Assumptions & Forecast:                    N/A
       Occupancy at Sale:                         100
       Existing or Pro Forma Income:              Existing
                                                              TOTAL       P.S.F.
                                                           --------       ------
       Potential Gross Income:                                  N/A        N/A
       Vacancy and Credit Loss:                                 N/A        N/A
       Effective Gross Income:                                  N/A        N/A
       Expenses:                                                N/A        N/A
       Net Operating Income:                               $990,266       $8.62


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                     RETAIL SALE

================================================================================

Analysis
        Buyers Underwriting Criteria:             Direct Cap
        Overall Capitalization Rate (OAR):        10.59%
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        N/A
        Operating Expense Ratio (OER):            N/A %
        Price Per Square Foot:                    $81.39

Comments


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
        Property Name:                            Giant Supermarket, York
        Location:
        City:                                     York
        County:                                   York
        State/Zip:                                Pennsylvania
        Assessor's Parcel No(s):                  N/A
        Atlas Reference:                          N/A

Physical Data
       Type:                                      Free-Standing
       Land Area:                                 9.30 Acres
       Excess Land:                               N/A
       Gross Leasable Area:
          Anchors:
              Giant Supermarket                   55,980 SF
            Local Tenant GLA:                     N/A
            Anchor Tenant GLA:                    55,980 SF
            Total GLA:                            55,980 SF
            GLA Purchased:                        55,980 SF
        Year Built:                               1994
        Parking:                                  N/A
        Condition:                                Good
        Exterior Walls:                           Brick Veneer

Sale Data
       Transaction Type:                          Sale
       Date of Transaction:                       12/94
       Marketing Time:                            N/A
       Grantor:                                   N/A
       Grantee:                                   N/A
       Document No.:                              N/A
       Sale Price:                                $4,525,000
       Financing:
       Cash Equivalent Price:                     $4,525,000
       Required Capital Cost:                     $0
       Adjusted Sales Price:                      $4,525,000
       Verification:                              N/A

Financial Data
        Assumptions & Forecast:                   N/A
        Occupancy at Sale:                        100
        Existing or Pro Forma Income:             Existing
                                                              TOTAL       P.S.F.
                                                           --------      -------
       Potential Gross Income:                                  N/A        N/A
       Vacancy and Credit Loss:                                 N/A        N/A
       Effective Gross Income:                                  N/A        N/A
       Expenses:                                                N/A        N/A
       Net Operating Income:                               $454,558       $8.12


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

 Analysis
        Buyers Underwriting Criteria:
        Overall Capitalization Rate (OAR):        10.05 %
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        N/A
        Operating Expense Ratio (OER):            N/A %
        Price Per Square Foot:                    $80.83

Comments


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
        Property Name:                            K-Mart Lancaster
        Location:                                 Lancaster
        City:                                     Lancaster
        County:                                   Lancaster
        State/Zip:                                Pennsylvania
        Assessor's Parcel No(s):                  N/A
        Atlas Reference:                          N/A

Physical Data
       Type:                                      Free-Standing
       Land Area:                                 11.03 Acres
       Excess Land:                               N/A
       Gross Leasable Area:
          Anchors:
              K-Mart                              99,264 SF
            Local Tenant GLA:                     N/A
            Anchor Tenant GLA:                    99,264 SF
            Total GLA:                            99,264 SF
            GLA Purchased:                        99,264 SF
        Year Built:                               2
        Parking:                                  N/A
        Condition:                                Average
        Exterior Walls:                           Brick Veneer

Sale Data
       Transaction Type:                          Sale
       Date of Transaction:                       4/93
       Marketing Time:                            N/A
       Grantor:                                   N/A
       Grantee:                                   N/A
       Document No.:                              N/A
       Sale Price:                                $2,289,357
       Financing:
       Cash Equivalent Price:                     $2,289,357
       Required Capital Cost:                     $0
       Adjusted Sales Price:                      $2,289,357
       Verification:                              N/A

Financial Data
        Assumptions & Forecast:                   N/A
        Occupancy at Sale:                        100
        Existing or Pro Forma Income:             Existing
                                                              TOTAL       P.S.F.
                                                           --------       ------
       Potential Gross Income:                                  N/A        N/A
       Vacancy and Credit Loss:                                 N/A        N/A
       Effective Gross Income:                                  N/A        N/A
       Expenses:                                                N/A        N/A
       Net Operating Income:                               $219,373       $2.21


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
        Buyers Underwriting Criteria:
        Overall Capitalization Rate (OAR):        9.58 %
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        N/A
        Operating Expense Ratio (OER):            N/A %
        Price Per Square Foot:                    $23.06

Comments


--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
       Property Name:                             Pace Warehouse, Baltimore
       Location:                                  Baitimore
       City:                                      Baltimore
       County:                                    Baltimore
       State/Zip:                                 Maryland
       Assessor's Parcel No(s):                   N/A
       Atlas Reference:                           N/A

Physical Data
        Type:                                     Free-Standing
        Land Area:                                13.50 Acres
        Excess Land:                              N/A
        Gross Leasable Area:
          Anchors:
                    Pace Warehous                 145,825 SF
            Local Tenant GLA:                     N/A
            Anchor Tenant GLA:                    145,825 SF
            Total GLA:                            145,825 SF
            GLA Purchased:                        145,825 SF
        Year Built:                               1972
        Parking:                                  N/A
        Condition:                                Good
        Exterior Walls:                           Brick Veneer

Sale Data
       Transaction Type:                          Sale
       Date of Transaction:                       4/92
       Marketing Time:                            N/A
       Grantor:                                   N/A
       Grantee:                                   N/A
       Document No.:                              N/A
       Sale Price:                                $10,480,357
       Financing:
       Cash Equivalent Price:                     $10,480,357
       Required Capital Cost:                     $0
       Adjusted Sales Price:                      $10,480,357
       Verification:                              N/A

Financial Data
        Assumptions & Forecast:                   N/A
        Occupancy at Sale:                        100
        Existing or Pro Forma Income:             Existing
                                                              TOTAL       P.S.F.
                                                         ----------      -------
       Potential Gross Income:                                  N/A        N/A
       Vacancy and Credit Loss:                                 N/A        N/A
       Effective Gross Income:                                  N/A        N/A
       Expenses:                                                N/A        N/A
       Net Operating Income:                             $1,038,274       $7.12


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
        Buyers Underwriting Criteria:             Price Per S.F.
        Overall Capitalization Rate (OAR):        9.91 %
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        N/A
        Operating Expense Ratio (OER):            N/A %
        Price Per Square Foot:                    $71.87

Comments


--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
       Property Name:                             Price Chopper, Dunmore
       Location:
       City:                                      Dunmore
       County:                                    Lackawanna
       State/Zip:                                 Pennsylvania
       Assessor's Parcel No(s):                   N/A
       Atlas Reference:                           N/A

Physical Data
       Type:                                      Free-Standing
       Land Area:                                 6.30 Acres
       Excess Land:                               N/A
       Gross Leasable Area:
        Anchors:
            Price Chopper                         77,000 SF
          Local Tenant GLA:                       N/A
          Anchor Tenant GLA:                      77,000 SF
          Total GLA:                              77,000 SF
          GLA Purchased:                          77,000 SF
       Year Built:                                1975
       Parking:                                   N/A
       Condition:                                 Good
       Exterior Walls:                            Brick Veneer

Sale Data
       Transaction Type:                          Sale
       Date of Transaction:                       4/95
       Marketing Time:                            N/A
       Grantor:                                   N/A
       Grantee:                                   N/A
       Document No.:                              N/A
       Sale Price:                                $7,277,500
       Financing:
       Cash Equivalent Price:                     $7,277,500
       Required Capital Cost:                     $0
       Adjusted Sales Price:                      $7,277,500
       Verification:                              N/A

Financial Data
        Assumptions & Forecast:                   N/A
        Occupancy at Sale:                        100
        Existing or Pro Forma Income:             Existing
                                                              TOTAL       P.S.F.
                                                           --------       ------
       Potential Gross Income:                                  N/A        N/A
       Vacancy and Credit Loss:                                 N/A        N/A
       Effective Gross Income:                                  N/A        N/A
       Expenses:                                                N/A        N/A
       Net Operating Income:                               $719,950       $9.35


--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
        Buyers Underwriting Criteria:
        Overall Capitalization Rate (OAR):        9.89 %
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        N/A
        Operating Expense Ratio (OER):            N/A %
        Price Per Square Foot:                    $94.51

Comments


--------------------------------------------------------------------------------
                                 CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Location Data
       Property Name:                             PRICE CHOPPER, ALBANY
       Location:
       City:                                      Albany
       County:                                    Albany
       State/Zip:                                 New York
       Assessor's Parcel No(s):                   N/A
       Atlas Reference:                           N/A

Physical Data
       Type:                                      Free-Standing
       Land Area:                                 2.80 Acres
       Excess Land:                               N/A
       Gross Leasable Area:
        Anchors:
            Price Chopper                         81,987 SF
          Local Tenant GLA:                       N/A
          Anchor Tenant GLA:                      81,987 SF
          Total GLA:                              81,987 SF
          GLA Purchased:                          81,987 SF
       Year Built:                                1975
       Parking:                                   N/A
       Condition:                                 Good
       Exterior Walls:                            Brick Veneer

Sale Data
       Transaction Type:                          Sale
       Date of Transaction:                       4/95
       Marketing Time:                            N/A
       Grantor:                                   N/A
       Grantee:                                   N/A
       Document No.:                              N/A
       Sale Price:                                $8,302,500
       Financing:
       Cash Equivalent Price:                     $8,302,500
       Required Capital Cost:                     $0
       Adjusted Sales Price:                      $8,302,500
       Verification:                              N/A

Financial Data
        Assumptions & Forecast:                   N/A
        Occupancy at Sale:                        100
        Existing or Pro Forma Income:             Existing
                                                              TOTAL       P.S.F.
                                                           --------       ------
       Potential Gross Income:                                  N/A        N/A
       Vacancy and Credit Loss:                                 N/A        N/A
       Effective Gross Income:                                  N/A        N/A
       Expenses:                                                N/A        N/A
       Net Operating Income:                               $786,255       $9.59


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                                     RETAIL SALE
================================================================================

Analysis
        Buyers Underwriting Criteria:             Direct Cap
        Overall Capitalization Rate (OAR):        9.47 %
        Projected IRR:                            N/A
        Effective Gross Multiplier (EGIM):        N/A
        Operating Expense Ratio (OER):            N/A %
        Price Per Square Foot:                    $101.27

Comments


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

================================================================================
                                                   ADDENDUM D RENTAL COMPARABLES
--------------------------------------------------------------------------------

                                   ADDENDUM D
                               RENTAL COMPARABLES

--------------------------------------------------------------------------------

Location Data
        Property Name:                    Kingston Plaza
        Location:                         S/S Third Avenue East Of Pierce Street
        City:                             Kingston
        County:                           Luzeme
        State/Zip:                        Pennsylvania
        Assessor's Parcel No(s):          N/A
        Atlas Reference:                  N/A

Physical Data
       Type:                              Neighborhood
       Gross Leaseable Area:              64,824 SF
       Year Built:                        1982
       Exterior Walls:                    Brick Veneer
       Condition:                         Average
       Anchor Tenant:                     Price Chopper
       Parking:                           Adequate

Lease Data
       Occupancy:
        Local:                            100%
        Overall:                          100%
       Typical Size:                      2,000 SF
       Term:                              3-5 years
       Base Rent Per Square Foot:         $5.50-$10.50
       Rent Escalations:                  Various
       Basis:                             N/A
       Expense Pass-Through:              CAM Tax, Insur
       Free Rent (months)                 Minimal
       Tenant Improvement                 Minimal
       Leasing Agent                      Mark Centers Trust
       Phone No.:                         ( )
       Survey Date:                       N/A

Recent Leases
================================================================================
        Size                     Rent    TI    Free Rent                   Term
Date    (SF)        Tenant       (PSF)  (PSF)  (Months)  Escalations       (Yrs)
--------------------------------------------------------------------------------
09/95   6,500    The Everything   $5.50  N/A     None    $950 step in ye   1.30
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

     One story shopping center currently 100% leased. The most recent lease includes a term for 1 year and 3 months. Additionally, the tenant has a percentage rent clause of 3.0% over a breakpoint of $1,191,660. Construction quality is average and typical of other retail centers in the area.

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

     One story shopping center currently 91.7% leased. The most recent leases all include terms for 5 years. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
       Property Name:                            Birney Plaza
       Location:                                 N/S Route 11
       City:                                     Moosic
       County:                                   Lackawanna
       State/Zip:                                Pennsylvania
       Assessor's Parcel No(s):                  N/A
       Atlas Reference:                          N/A

Physical Data
       Type:                                     Community
       Gross Leaseable Area:                     212,057 SF
       Year Built:                               1972
       Exterior Walls:                           Brick Veneer
       Condition:                                Average
       Anchor Tenant:                            K-Mart
       Parking:                                  Adequate

Lease Data
       Occupancy:
        Local:                                   100%
        Overall:                                 100%
       Typical Size:                             2,000 SF
       Term:                                     3-5 years
       Base Rent Per Square Foot:                $3.00-$10.50
       Rent Escalations:                         Various
       Basis:                                    N/A
       Expense Pass-Through:                     CAM, Tax, Insur
       Free Rent (months):                       Minimal
       Tenant Improvement:                       Minimal
       Leasing Agent:                            Mark Centers Trust
       Phone No.:                                ( ) -
       Survey Date:                              N/A

Recent Leases
================================================================================
        Size                     Rent    TI    Free Rent                   Term
Date    (SF)        Tenant       (PSF)  (PSF)  (Months)  Escalations       (Yrs)
--------------------------------------------------------------------------------
9/95    4,000    Everything $0.9  $7.00  N/A     None    flat              3.00
--------------------------------------------------------------------------------
7/93    4,000    Mattress Man     $9.00  N/A     None    Step-up to $101   5.00
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

     One story shopping center currently 100% leased. The most recent leases include terms for 3 and 5 years. Construction quality is average and typical of other retail centers in the area.

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

     One story shopping center currently 100% leased. The most recent leases include terms for 5 and 10 years. Construction quality is average and typical of other retail centers in the area.

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================
Location Data
        Property Name:                          Dunmore Plaza
        Location:                               1400 Monroe Avenue
        City:                                   Dunmore
        County:                                 Lackawanna
        State/Zip:                              Pennsylvania
        Assessor's Parcel No(s):                N/A
        Atlas Reference:                        N/A

Physical Data
        Type:                                   Neighborhood
        Gross Leaseable Area:                   45,380 SF
        Year Built:                             1967
        Exterior Walls:                         Brick Veneer
        Condition:                              Average
        Anchor Tenant:                          Price Chopper
        Parking:                                Adequate

Lease Data
       Occupancy:
        Local:                                  100%
        Overall:                                100%
       Typical Size:                            2,000 SF
       Term:                                    3-5 years
       Base Rent Per Square Foot:               $6.75-$11.50
       Rent Escalations:                        Various
       Basis:                                   N/A
       Expense Pass-Through:                    CAM, Tax, Insur
       Free Rent (months):                      Minimal
       Tenant Improvement:                      Minimal
       Leasing Agent:                           Mark Centers Trust
       Phone No:                                ( ) -
       Survey Date:                             N/A

Recent Leases
================================================================================
       Size                      Rent    TI    Free Rent                   Term
Date    (SF)        Tenant       (PSF)  (PSF)  (Months)  Escalations       (Yrs)
--------------------------------------------------------------------------------
4/95   1,900   Malcom's         $11.50   N/A    None     $950 Step-up in    5.00
--------------------------------------------------------------------------------
1/95   1,900   Great Wall Chin  $11.35   N/A             3.0% per year     10.00
--------------------------------------------------------------------------------
4/94   1,900   Little Ceasar's   $9.25   N/A             Periodic Step-up   5.00
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
       Property Name:                           Triangle Plaza
       Location:                                Route 115
       City:                                    Wilke-Barre
       County:                                  Luzeme
       State/Zip:                               Pennsylvania
       Assessor's Parcel No(s):                 N/A
       Atlas Reference:                         N/A

Physical Data
       Type:                                    Community
       Gross Leaseable Area:                    125,000 SF
       Year Built:                              1971
       Exterior Walls:                          Brick Veneer
       Condition:                               Average
       Anchor Tenant:
       Parking:                                 Adequate

Lease Data
       Occupancy:
        Local:                                  100%
        Overall:                                100%
       Typical Size:                            2,000 SF
       Term:                                    3-5 years (Estimate)
       Base Rent Per Square Foot:               $9.00-$12.50 (Estimate)
       Rent Escalations:                        Various
       Basis:                                   N/A
       Expense Pass-Through:                    CAM, Tax, Insur
       Free Rent (months):                      Minimal
       Tenant Improvement:                      Minimal
       Leasing Agent:                           N/A
       Phone No.:                               ( ) -
       Survey Date:                             N/A

Recent Leases
================================================================================
       Size                      Rent    TI    Free Rent                   Term
Date    (SF)        Tenant       (PSF)  (PSF)  (Months)  Escalations       (Yrs)
--------------------------------------------------------------------------------
6/95   2,400   Electronic Syst  $11.50   N/A    None     Annual %age inc    5 00
--------------------------------------------------------------------------------
3/95   2,200   TCBY             $11.00   N/A    None     Annual %age inc    5.00
--------------------------------------------------------------------------------
5/94   9,910   Party City       $11.00   N/A    None     $1.65/SF step-u   10.00
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

     One story shopping center currently 100% leased. The most recent leases include terms for 5 and 10 years. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data

       Property Name:                           Gateway Plaza
       Location:                                N/S Route 11
       City:                                    Edwardsville
       County:                                  Luzeme
       State/Zip:                               Pennsylvania
       Assessor's Parcel No(s):                 N/A
       Atlas Reference:                         N/A

Physical Data
       Type:                                    Community
       Gross Leaseable Area:                    150,000 SF
       Year Built:                              1969
       Exterior Walls:                          Brick Veneer
       Condition:                               Fair
       Anchor Tenant:
       Parking:                                 Adequate

Lease Data
       Occupancy:
        Local:                                  65.0%
        Overall:                                65.0
       Typical Size:                            2,000 SF
       Term:                                    3-5 years
       Base Rent Per Square Foot:               $8.50-$15.50
       Rent Escalations:                        Various
       Basis:                                   N/A
       Expense Pass-Through:                    CAM, Tax, Insur
       Free Rent (months):                      Minimal
       Tenant Improvement:                      Minimal
       Leasing Agent:                           N/A
       Phone No.:                               ( ) -
       Survey Date:                             N/A

================================================================================
       Size                      Rent    TI    Free Rent                   Term
Date    (SF)        Tenant       (PSF)  (PSF)  (Months)  Escalations       (Yrs)
--------------------------------------------------------------------------------
6/94     950   Holiday Hair     $15.48   N/A    None     Annual %age inc    3.00
--------------------------------------------------------------------------------
6/94   3,080   McKenzie          $8.50   N/A    None     Annual %age inc    3.00
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

     One story shopping center currently 65% leased. The most recent leases all include terms for 3 years. Construction quality is average and typical of other retail centers in the area.

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
       Property Name:                           Pottstown Center
       Location:                                Route 663
       City:                                    Pottstown
       County:                                  Montgomery
       State/Zip:                               Pennsylvania
       Assessor's Parcel No(s):                 N/A
       Atlas Reference:                         N/A

Physical Data
       Type:                                    Community
       Gross Leaseable Area:                    171,267 SF
       Year Built:                              1976
       Exterior Walls:                          Brick Veneer
       Condition:                               Average
       Anchor Tenant:                           Wal-Mart
       Parking:                                 Adequate

Lease Data
       Occupancy:
        Local:                                  100%
        Overall:                                100%
       Typical Size:                            2,000 SF
       Term:                                    3-5 years
       Base Rent Per Square Foot:               $8.50-$15.50
       Rent Escalations:                        Various
       Basis:                                   N/A
       Expense Pass-Through:                    CAM, Tax, Insur
       Free Rent (months):                      Minimal
       Tenant Improvement:                      Minimal
       Leasing Agent:                           N/A
       Phone No.:                               ( ) -
       Survey Date:                             N/A

Recent Leases
================================================================================
       Size                      Rent    TI    Free Rent                   Term
Date    (SF)        Tenant       (PSF)  (PSF)  (Months)  Escalations       (Yrs)
--------------------------------------------------------------------------------
7/95  121,267   Wal-Mart         $6.99   N/A    None     Flat              20.00
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

     One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
       Property Name:                           Route 6 Mall
       Location:                                N/S Route 6
       City:                                    Honesdale
       County:                                  Wayne
       State/Zip:                               Pennsylvania
       Assessor's Parcel No(s):                 N/A
       Atlas Reference:                         N/A

Physical Data
       Type:                                    Community
       Gross Leaseable Area:                    144,229 SF
       Year Built:                              1978
       Exterior Walls:                          Brick Veneer
       Condition:                               Average
       Anchor Tenant:                           K-Mart
       Parking:                                 Adequate

Lease Data
       Occupancy:
        Local:                                  100%
        Overall:                                100%
       Typical Size:                            2,000 SF
       Term:                                    3-5 years
       Base Rent Per Square Foot:               $5.50-$15.50
       Rent Escalations:                        Various
       Basis:                                   N/A
       Expense Pass-Through:                    CAM, Tax, Insur
       Free Rent (months):                      Minimal
       Tenant Improvement:                      Minimal
       Leasing Agent:                           N/A
       Phone No.:                               ( ) -
       Survey Date:                             N/A

Recent Leases
================================================================================
       Size                      Rent    TI    Free Rent                   Term
Date    (SF)        Tenant       (PSF)  (PSF)  (Months)  Escalations       (Yrs)
--------------------------------------------------------------------------------
3/95  119,229   K-Mart           $5.77   N/A    None     Flat              25.00
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

     One story shopping center currently 100% leased. The most recent anchor lease includes a term for 20 years and includes a percentage rent clause on 1.0% over $20.0 million. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
       Property Name:                           Bradford Towne Centre
       Location:                                N/S Route 6
       City:                                    Wysox
       County:                                  Bradford
       State/Zip:                               Pennsylvania
       Assessor's Parcel No(s):                 N/A
       Atlas Reference:                         N/A

Physical Data
       Type:                                    Community
       Gross Leaseable Area:                    119,481 SF
       Year Built:                              1972
       Exterior Walls:                          Brick Veneer
       Condition:                               Average
       Anchor Tenant:                           K-Mart
       Parking:                                 Adequate

Lease Data
     Occupancy:
        Local:                                  100%
        Overall:                                100%
       Typical Size:                            2,000 SF
       Term:                                    3-5 years
       Base Rent Per Square Foot:               $5.50-$15.50
       Rent Escalations:                        Various
       Basis:                                   N/A
       Expense Pass-Through:                    CAM, Tax, Insur
       Free Rent (months):                      Minimal
       Tenant Improvement:                      Minimal
       Leasing Agent:                           N/A
       Phone No.:                               ( ) -
       Survey Date:                             N/A

Recent Leases
================================================================================
       Size                      Rent    TI    Free Rent                   Term
Date    (SF)        Tenant       (PSF)  (PSF)  (Months)  Escalations       (Yrs)
--------------------------------------------------------------------------------
7/94   94,481   K-Mart           $5.00   N/A    None     Flat              25.00
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

     One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years and includes a percentage rent clause on 1.0% over $16.875 million. Construction quality is average and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Location Data
        Property Name:                          Builder's Square Shopping Center
        Location:                               Cetronia Road
        City:                                   Whitehall
        County:                                 Lehigh
        State/Zip:                              Pennsylvania
        Assessor's Parcel No(s):                N/A
        Atlas Reference:                        N/A

Physical Data
       Type:                                    Community
       Gross Leaseable Area:                    106,400 SF
       Year Built:                              1994
       Exterior Walls:                          Brick Veneer
       Condition:                               Good
       Anchor Tenant:                           Builder's Square
       Parking:                                 Adequate

Lease Data
       Occupancy:
        Local:                                  100%
        Overall:                                100%
       Typical Size:                            2,000 SF
       Term:                                    3-5 years
       Base Rent Per Square Foot:               $5.50-$15.50
       Rent Escalations:                        Various
       Basis:                                   N/A
       Expense Pass-Through:                    CAM, Tax, Insur
       Free Rent (months):                      Minimal
       Tenant Improvement:                      Minimal
       Leasing Agent:                           N/A
       Phone No.:                               ( ) -
       Survey Date:                             N/A

Recent Leases
================================================================================
       Size                      Rent    TI    Free Rent                   Term
Date    (SF)        Tenant       (PSF)  (PSF)  (Months)  Escalations       (Yrs)
--------------------------------------------------------------------------------
3/94   106,400  Builder's Squar  $10.05  N/A    None     Flat              25.00
================================================================================


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

                                                          RETAIL RENT COMPARABLE
================================================================================

Comments

     One story shopping center currently 100% leased. The most recent anchor lease includes a term for 25 years. Construction quality is good and typical of other retail centers in the area.


--------------------------------------------------------------------------------
                                  CB COMMERCIAL

================================================================================
                                      ADDENDUM E STRATEGIC MAPPING, INC. REPORTS
--------------------------------------------------------------------------------

                                   ADDENDUM E
                         STRATEGIC MAPPING, INC. REPORTS


--------------------------------------------------------------------------------

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 1 of 4
Area 1 = Shamokin, PA 5 Mile Radius                                       6/8/96
Area 2 = Shamokin, PA 10 Mile Radius
Area 3 = Shamokin, PA 15 Mile Radius

Description                                      Area 1      Area 2       Area 3

Population:
    2000 Projection                              25,944      55,523      112,734
    1995 Estimate                                26,521      56,172      112,885
    1990 Census                                  27,509      57,372      113,747
    1980 Census                                  30,313      62,171      122,927
    Percent Change, 1980 - 1990                    -9.3        -7.7         -7.5
    Percent Change, 1990 - 1995                    -3.6        -2.1         -0.8

1995 Population by Race:
    % White                                        99.7        99.6         99.2
    % Black                                         0.1         0.1          0.2
    % American Indian                               0.0         0.0          0.0
    % Asian                                         0.2         0.2          0.3
    % Other                                         0.0         0.0          0.2
    % Hispanic                                      0.4         0.3          0.6

1995 Population by Age:
    %0-5                                            6.8         6.8          7.2
    %6-13                                           9.3         9.6          9.8
    %14-17                                          4.5         4.7          4.8
    %18-20                                          3.9         4.0          4.1
    %21-24                                          4.8         4.8          5.0
    %25-34                                         12.3        12.2         12.7
    %35-44                                         12.7        13.6         14.1
    %45-54                                         10.3        10.6         10.9
    %55-64                                         11.4        11.0         10.3
    %65-74                                         13.1        12.6         11.5
    %75-84                                          8.5         7.9          7.3
    %85+                                            2.4         2.0          2.1
    Median Age Total Population                    41.5        40.6         39.4
    Median Age Adult Population                    50.8        49.2         47.7

Households:
    2000 Projection                              10,986      22,961       45,377
    1995 Estimate                                11,181      23,117       45,201
    1990 Census                                  11,554      23,524       45,380
    1980 Census                                  11,804      23,776       45,865
    Percent Change, 1980 - 1990                    -2.1        -1.1         -1.1
    Percent Change, 1990 - 1995                    -3.2        -1.7         -0.4

1990 Household Population                        27,034      56,712      111,297
1990 Households w/ Children under 18              3,287       7,049       14,213
1990 Households w/ Persons over 65                4,686       9,166       16,271

Area defined by Circle: (40.7869,76.5217): 5 mile(s)
Area defined by Circle: (40.7869,76.5217): 10 mile(s)
Area defined by Circle: (40.7869,76.5217): 15 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 2 of 4
Area 1 = Shamokin, PA 5 Mile Radius                                       6/8/96
Area 2 = Shamokin, PA 10 Mile Radius
Area 3 = Shamokin, PA 15 Mile Radius

Description                                       Area 1      Area 2      Area 3

1990 Family Population                            22,785      48,667      96,024
1990 Nonfamily Population                          4,249       8,045      15,273
1990 Group Quarters Population                       474         653       2,449

1990 Average Household Size                         2.34        2.41        2.45
1990 Average Family Size                            2.95        2.99        3.01
1990 Family Households                             7,636      16,112      31,549
1990 Nonfamily Households                          3,915       7,418      13,837

1995 Household Income:
    %$0-$9,999                                      22.1        18.9        16.5
    %$10,000-$14,999                                14.6        13.8        12.1
    %$15,000-$24,999                                21.0        20.4        19.5
    %$25,000-$34,999                                16.3        16.1        16.3
    %$35,000-$49,999                                15.4        16.6        18.3
    %$50,000-$74,999                                 7.8        10.4        11.7
    %$75,000-$99,999                                 2.1         2.4         3.0
    %$100,000-$149,999                               0.5         0.9         1.6
    %$150,000+                                       0.2         0.5         0.9

 2000 Median Household Income                    $24,852     $27,680     $30,748
 1995 Median Household Income                    $21,259     $23,537     $26,007
 1990 Median Household Income                    $18,062     $19,947     $21,822

 2000 Average Household Income                   $30,840     $34,829     $39,680
 1995 Average Household Income                   $26,180     $29,387     $33,239
 1990 Average Household Income                   $22,091     $24,578     $27,562

 2000 Per Capita Income                          $13,302     $14,574     $16,326
 1995 Per Capita Income                          $11,238     $12,236     $13,604
 1990 Per Capita Income                          $ 9,507     $10,245     $11,275

 2000 Median Family Income                       $32,680     $35,160     $39,108
 1995 Median Family Income                       $27,955     $29,897     $33,078
 1990 Median Family Income                       $23,751     $25,337     $27,755

1990 Average Family Income                       $27,049     $29,707     $32,885

Area defined by Circle: (40.7869,76.5217): 5 mile(s)
Area defined by Circle: (40.7869,76.5217): 10 mile(s)
Area defined by Circle: (40.7869,76.5217): 15 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 3 of 4
Area 1 = Shamokin, PA 5 Mile Radius                                       6/8/96
Area 2 = Shamokin, PA 10 Mile Radius
Area 3 = Shamokin, PA 15 Mile Radius

Description                                       Area 1      Area 2      Area 3

1990 Housing Unit Counts:
    Total Units                                   12,877      26,120      49,503
     Occupied Units                               11,554      23,524      45,380
       Owner Occupied                              8,798      18,474      34,703
       Renter Occupied                             2,758       5,047      10,676
     Vacant Units                                  1,323       2,596       4,123
       Year Round                                  1,248       2,307       3,592
       Seasonal                                       75         291         529

1990 Housing Unit Percents:
    % Occupied of Total Units                       89.7        90.1        91.7
      % Owner Units of Occupied Units               76.1        78.5        76.5
      % Renter Units of Occupied Units              23.9        21.5        23.5
    % Vacant of Total Units                         10.3         9.9         8.3
      % Year Round of Vacant Units                  94.3        88.9        87.1
      % Seasonal of Vacant Units                     5.7        11.2        12.8
    % Condominiums of Total Units                    0.1         0.1         0.4

1990 Condominiums:
    Total Condominium Units                           14          33         180
     % Owner Occupied                                0.0         0.0        27.2
     % Renter Occupied                             100.0       100.0        58.9
     % Vacant                                        0.0         0.0        13.9

1990 Units in Structure:
    % 1, Detached                                   37.0        44.7        51.0
    % 1, Attached                                   45.3        38.4        29.8
    % 2                                              3.8         3.3         4.0
    % 3 - 9                                          6.4         5.8         6.2
    % 10 - 49                                        2.2         1.6         1.5
    % 50 +                                           2.0         1.3         1.5
    % Mobile Homes                                   2.1         3.5         4.7
    % Other                                          1.3         1.4         1.4

1990 Median Home Value                           $24,561     $29,933     $36,708
1990 Median Contract Rent                          $ 179       $ 182       $ 209

Area defined by Circle: (40.7869,76.5217): 5 mile(s)
Area defined by Circle: (40.7869,76.5217): 10 mile(s)
Area defined by Circle: (40.7869,76.5217): 15 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                 Profile Report

CBC - Cl750-4l                                                       Page 4 of 4
Area 1 = Shamokin, PA 5 Mile Radius                                       6/8/96
Area 2 = Shamokin, PA 10 Mile Radius
Area 3 = Shamokin, PA 15 Mile Radius

Description                                           Area 1    Area 2    Area 3

1995 Total Employed                                    3,288     7,716    18,294
1995 Socio-Economic Measure                               15        21        27

1990 Occupation:
    Total Civil Labor Force                           11,442    24,507    50,736
     % Unemployed                                       10.3       7.7       6.4

    Total Employed                                    10,266    22,610    47,480
     % White Collar                                     41.6      40.2      42.3
       % Executive & Managerial                          5.6       6.4       6.7
       % Professional Specialty                          9.1       9.4      11.2
       % Technical Support                               3.0       3.2       3.6
       % Administrative Support                         13.8      12.6      12.4
       % Sales                                          10.2       8.7       8.4
     % Blue Collar                                      41.9      43.3      41.2
       % Precision Production, Craft & Repair           13.8      14.5      13.7
       % Machine Operators                              15.1      15.9      15.3
       % Transportation & Material Moving                5.5       5.8       5.5
       % Laborers                                        7.5       7.2       6.8
     % Farming, Forestry & Fishing                       1.3       2.5       2.3
     % Service: Private Household                        0.2       0.2       0.1
     % Service: Protective                               2.6       1.9       1.6
     % Service: Other                                   12.4      11.9      12.5

1990 Educational Attainment (Age 25 & Over):
    % Less than Grade 9                                 17.8      16.0      13.4
    % Grade 9-12 (No Diploma)                           20.9      19.9      18.8
    % High School Graduate or Equivalency               46.0      46.2      46.3
    % Some College (No Degree)                           6.2       7.1       8.1
    % Associate Degree                                   3.2       3.6       3.8
    % Bachelor Degree                                    3.8       4.5       5.5
    % Graduate or Professional Degree                    2.0       2.7       4.0

Area defined by Circle: (40.7869,76.5217): 5 mile(s)
Area defined by Circle: (40.7869,76.5217): 10 mile(s)
Area defined by Circle: (40.7869,76.5217): 15 mile(s)
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 1 of 9
Area 1 = Shamokin, PA 5 Mile Radius                                       6/8/96
Area 2 = Shamokin, PA 10 Mile Radius
Area 3 = Shamokin, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                     Area 1      Area 2       Area 3

--------------------------------------------------------------------------------

1995 Socio-Economic Measure:                        15          21           27

1995 Employment:                                 3,288       7,716       18,294

Population:
    2000 Projection                             25,944      55,523      112,734
    1995 Estimate                               26,521      56,172      112,885
    1990 Census                                 27,509      57,372      113,747
    1990 - 1995 % Change (Growth)                -3.6%       -2.1%        -0.8%

    1990 Group Quarters Population                 474         653        2,449

1995 % Population by Race:
     White                                       99.7%        99.6%       99.2%
     Black                                        0.1%        0.1%         0.2%
     American Indian, Eskimo & Aleut              0.0%        0.0%         0.0%
     Asian or Pacific Islander                    0.2%        0.2%         0.3%
     Other                                        0.0%        0.0%         0.2%

     Hispanic                                     0.4%        0.3%         0.6%

1990 % Population by Race:
     White                                       99.7%       99.7%        99.4%
     Black                                        0.1%        0.1%         0.2%
     American Indian, Eskimo & Aleut              0.0%        0.0%         0.0%
     Asian or Pacific Islander                    0.2%        0.2%         0.3%
     Other                                        0.0%        0.0%         0.2%

     Hispanic                                     0.3%        0.3%         0.5%

1995 % Population by Sex:
     Male                                        46.3%       47.1%         47.3%
     Female                                      53.8%       52.9%         52.7%

1990 % Population by Sex:
     Male                                        46.3%       47.1%         47.3%
     Female                                      53.7%       52.9%         52.7%

2000 Pop per Square Mile (Pop Density)           333.5       172.4        162.6
1995 Pop per Square Mile (Pop Density)           340.9       174.4        162.9
1990 Pop per Square Mile (Pop Density)           353.6       178.1        164.1

Area (Square Miles)                               77.8       322.1        693.2
Area (Square Kilometers)                         201.5       834.1      1,795.3

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 2 of 9
Area 1 = Shamokin, PA 5 Mile Radius                                       6/8/96
Area 2 = Shamokin, PA 10 Mile Radius
Area 3 = Shamokin, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                    Area 1       Area 2       Area 3

--------------------------------------------------------------------------------

Households:
    2000 Projection                            10,986       22,961       45,377
    1995 Estimate                              11,181       23,117       45,201
    1990 Census                                11,554       23,524       45,380
    1990 - 1995% Change (Growth)                -3.2%        -1.7%        -0.4%

 2000 Average Household Size                     2.32         2.39         2.43
 1995 Average Household Size                     2.33         2.40         2.44
 1990 Average Household Size                     2.34         2.41         2.45

 2000 Per Capita Income                      $ 13,302       14,574       16,326
 1995 Per Capita Income                      $ 11,238       12,236       13,604
 1990 Per Capita Income                      $  9,507       10,245       11,275

 2000 Median Family Income                   $ 32,680       35,160       39,108
 1995 Median Family Income                   $ 27,955       29,897       33,078
 1990 Median Family Income                   $ 23,751       25,337       27,755

 2000 Median Household Income                $ 24,852       27,680       30,748
 1995 Median Household Income                $ 21,259       23,537       26,007
 1990 Median Household Income                $ 18,062       19,947       21,822

 2000 Average Household Income               $ 30,840       34,829       39,680
 1995 Average Household Income               $ 26,180       29,387       33,239
 1990 Average Household Income               $ 22,091       24,578       27,562

1995 % Household Income:
     $0- $9,999                                 22.1%        18.9%        16.5%
     $10,000-$14,999                            14.6%        13.8%        12.1%
     $15,000-$24,999                            21.0%        20.4%        19.5%
     $25,000-$34,999                            16.3%        16.1%        16.3%
     $35,000-$49,999                            15.4%        16.6%        18.3%
     $50,000-$74,999                             7.8%        10.4%        11.7%
     $75,000-$99,999                             2.1%         2.4%         3.0%
     $100,000-$149,999                           0.5%         0.9%         1.6%
     $150,000+                                   0.2%         0.5%         0.9%

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 3 of 9
Area 1 = Shamokin, PA 5 Mile Radius                                       6/8/96
Area 2 = Shamokin, PA 10 Mile Radius
Area 3 = Shamokin, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                         Area 1     Area 2     Area 3


--------------------------------------------------------------------------------

1990% Household Income:
     $0-$9,999                                       27.4%      24.1%      21.3%
     $l0,000-$14,999                                 15.1%      14.1%      13.0%
     $15,000-$24,999                                 22.8%      23.0%      22.1%
     $25,000-$34,999                                 15.6%      16.0%      17.1%
     $35,000-$49,999                                 12.7%      13.9%      15.6%
     $50,000-$74,999                                  5.2%       7.1%       8.0%
     $75,000-$99,999                                  0.9%       1.0%       1.6%
     $100,000-$149,999                                0.0%       0.4%       0.8%
     $150,000+                                        0.2%       0.4%       0.6%

1995 % Population by Age:
     0-5                                              6.8%       6.8%       7.2%
     6-13                                             9.3%       9.6%       9.8%
     14-17                                            4.5%       4.7%       4.8%
     18-20                                            3.9%       4.0%       4.1%
     21-24                                            4.8%       4.8%       5.0%
     25-34                                           12.3%      12.2%      12.7%
     35-44                                           12.7%      13.6%      14.1%
     45-54                                           10.3%      10.6%      10.9%
     55-64                                           11.4%      11.0%      10.3%
     65-74                                           13.1%      12.6%      11.5%
     75-84                                            8.5%       7.9%       7.3%
     85+                                              2.4%       2.0%       2.1%
     Median Age Total Population                      41.5       40.6       39.4
     Median Age Adult Population                      50.8       49.2       47.7

1990 % Population by Age:
     0-5                                              6.7%       6.8%       7.3%
     6-13                                             9.5%      10.1%      10.1%
     14-17                                            5.0%       5.1%       5.2%
     18-20                                            3.4%       3.5%       3.6%
     21-24                                            4.6%       4.5%       4.8%
     25-34                                           12.8%      13.2%      14.1%
     35-44                                           12.6%      13.3%      13.7%
     45-54                                           10.2%      10.0%      10.0%
     55-64                                           11.8%      11.7%      11.1%
     65-74                                           12.9%      12.3%      11.4%
     75-84                                            8.3%       7.6%       7.0%
     85+                                              2.3%       1.8%       1.8%
     Median Age Total Population                      41.2       39.8       38.4
     Median Age Adult Population                      51.0       49.4       47.5

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 4 of 9
Area 1 = Shamokin, PA 5 Mile Radius                                       6/8/96
Area 2 = Shamokin, PA 10 Mile Radius
Area 3 = Shamokin, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                           Area 1    Area 2    Area 3

--------------------------------------------------------------------------------

1995 % Female Population by Age:
     0-5                                                5.8%      6.1%      6.6%
     6-13                                               8.4%      8.9%      9.1%
     14-17                                              4.2%      4.4%      4.4%
     18-20                                              3.6%      3.7%      3.8%
     21-24                                              4.5%      4.4%      4.7%
     25-34                                             11.6%     11.6%     12.1%
     35-44                                             11.9%     13.0%     13.5%
     45-54                                              9.7%     10.1%     10.5%
     55-64                                             11.8%     11.4%     10.6%
     65-74                                             14.5%     13.8%     12.6%
     75-84                                             10.6%      9.8%      9.1%
     85+                                                3.3%      2.8%      3.0%
     Female Median Age Total Population                 45.0      43.3      41.8
     Female Median Age Adult Population                 54.5      52.4      50.3

1990 % Female Population by Age:
     0-5                                                5.7%      6.0%      6.6%
     6-13                                               8.6%      9.3%      9.4%
     14-17                                              4.7%      4.8%      4.8%
     18-20                                              3.3%      3.2%      3.4%
     21-24                                              4.4%      4.2%      4.5%
     25-34                                             12.0%     12.6%     13.5%
     35-44                                             11.7%     12.5%     12.9%
     45-54                                              9.6%      9.7%      9.7%
     55-64                                             12.2%     12.1%     11.4%
     65-74                                             14.4%     13.6%     12.5%
     75-84                                             10.3%      9.4%      8.7%
     85+                                                3.2%      2.5%      2.6%
     Female Median Age Total Population                 44.7      42.7      40.8
     Female Median Age Adult Population                 54.5      52.6      50.4

1990 % Hispanic Population by Type:
     Not of Hispanic Origin                            99.7%     99.7%     99.5%
     Mexican                                            0.1%      0.0%      0.1%
     Puerto Rican                                       0.1%      0.1%      0.2%
     Cuban                                              0.0%      0.0%      0.0%
     Other Hispanic                                     0.2%      0.1%      0.2%

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 5 of 9
Area 1 = Shamokin, PA 5 Mile Radius                                       6/8/96
Area 2 = Shamokin, PA 10 Mile Radius
Area 3 = Shamokin, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                         Area 1     Area 2     Area 3

--------------------------------------------------------------------------------

1990 % Population Enrolled in School (Age 3 & Over):
        Preprimary School                             6.7%       6.6%       7.1%
        Elementary and High School                   78.1%      78.3%      76.6%
        College                                      15.2%      15.1%      16.3%

        Total School Enrollment                      5,062     11,018     22,294

1990 % Educational Attainment (Age 25 & Over):

        Less than Grade 9                            17.8%      16.0%      13.4%
        Grade 9-12 (No Diploma)                      20.9%      19.9%      18.8%
        High School Graduate or Equivalency          46.0%      46.2%      46.3%
        Some College (No Degree)                      6.2%       7.1%       8.1%
        Associate Degree                              3.2%       3.6%       3.8%
        Bachelor Degree                               3.8%       4.5%       5.5%
        Graduate or Professional Degree               2.0%       2.7%       4.0%

1990 % Employment Status:

      Total Labor Force:
           Armed Forces                               0.2%       0.1%       0.1%
           Civilian:
              Employed                               45.7%      48.8%      52.0%
              Unemployed                              5.2%       4.1%       3.6%
      Not in Labor Force                             48.9%      47.0%      44.3%

      Female Labor Force:
           Armed Forces                               0.0%       0.1%       0.1%
           Civilian:
              Employed                               36.6%      39.5%      42.7%
              Unemployed                              3.8%       3.0%       2.7%
      Not in Labor Force                             59.5%      57.5%      54.6%

1990 % Working Mothers:

        Child < 6 Only                               13.1%      12.5%      14.8%
        Child 6-17 Only                              42.4%      42.2%      41.0%
        Child < 6 & 6-17                             10.8%      11.1%      10.8%
        Nonworking Mothers                           33.7%      34.2%      33.4%

     Total Mothers                                   2,995      6,498     13,296

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-4l                                                       Page 6 of 9
Area 1 = Shamokin, PA 5 Mile Radius                                       6/8/96
Area 2 = Shamokin, PA 10 Mile Radius
Area 3 = Shamokin, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                         Area 1     Area 2     Area 3

--------------------------------------------------------------------------------

1990 % Industry Employment:
     Agriculture/Forestry/Fishing                     1.4%       2.8%       2.6%
     Mining                                           1.6%       1.8%       1.6%
     Construction                                     6.4%       7.1%       6.3%
     Manufacturing:
       Nondurable Goods                              16.8%      16.3%      15.4%
       Durable Goods                                  9.5%      10.7%      11.7%
     Transportation                                   3.7%       3.9%       3.3%
     Communications & Public Utilities                2.5%       2.2%       2.3%
     Wholesale Trade                                  3.2%       3.2%       3.1%
     Retail Trade                                    19.3%      16.9%      16.4%
     Finance/Insurance/Real Estate                    3.1%       3.1%       3.2%
     Services:
       Business & Repair                              2.5%       2.7%       2.8%
       Personal                                       2.3%       2.3%       2.2%
       Entertainment & Recreation                     0.9%       0.7%       0.6%
       Health                                        11.1%      11.5%      13.9%
       Educational                                    5.7%       5.9%       6.4%
       Other Professional & Related                   3.7%       3.6%       3.7%
     Public Administration                            6.4%       5.3%       4.5%
     Total                                          10,274     22,618     47,492

1990 % Occupation:
     Executive & Managerial                           5.6%       6.4%       6.7%
     Professional Specialty                           9.1%       9.4%      11.2%
     Technical Support                                3.0%       3.2%       3.6%
     Sales                                           10.2%       8.7%       8.4%
     Administrative Support                          13.8%      12.6%      12.4%
     Service: Private Household                       0.2%       0.2%       0.1%
     Service: Protective                              2.6%       1.9%       1.6%
     Service: Other                                  12.4%      11.9%      12.5%
     Farming, Forestry & Fishing                      1.3%       2.5%       2.3%
     Precision Production, Craft & Repair            13.8%      14.5%      13.7%
     Machine Operator, Assemblers & Inspectors       15.1%      15.9%      15.3%
     Transportation & Material Moving                 5.5%       5.8%       5.5%
     Laborers                                         7.5%       7.2%       6.8%

     White Collar Total                              41.6%      40.2%      42.3%
     Blue Collar Total                               41.9%      43.3%      41.2%

     Total Employed                                 10,265     22,620     47,492

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-4l                                                       Page 7 of 9
Area 1 = Shamokin, PA 5 Mile Radius                                       6/8/96
Area 2 = Shamokin, PA 10 Mile Radius
Area 3 = Shamokin, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                    Area 1      Area 2      Area 3

--------------------------------------------------------------------------------

1990 % Marital Status:
     Total Male:                               10,202      21,620      42,829
         Never Married                          26.7%       26.4%       26.3%
         Married                                60.1%       61.6%       61.9%
         Separated                               1.4%        1.4%        1.5%
         Widowed                                 5.4%        4.7%        4.3%
         Divorced                                6.3%        5.9%        6.0%

     Total Female:                             12,494      25,349      49,748
        Never Married                           19.6%       18.7%       19.5%
        Married                                 49.2%       52.5%       53.2%
        Separated                                1.9%        1.8%        1.8%
        Widowed                                 22.7%       20.9%       18.9%
        Divorced                                 6.5%        6.1%        6.5%

1990 Households by Type:
     One Person Households                      3,667       6,929      12,701
     Two or more Person Households:
        Family Households:
          Married Couple                        5,915      12,892      25,603
          Male Householder                        435         835       1,534
          Female Householder                    1,286       2,385       4,412
        Nonfamily Households                      250         488       1,137

1990 Family Households With Children
     Married Couple Family                      2,469       5,539      11,205
     Male Householder                             166         329         640
     Female Householder                           611       1,111       2,238

1990 Population by Household Type:
     Family Households                         22,785      48,667      96,024
     Nonfamily Households                       4,249       8,045      15,273

1990 Households With:
     Children Under 18                          3,287       7,049      14,213
     Persons Over 65                            4,686       9,166      16,271
     Householder Over 65                        4,358       8,492      15,036

1990 Average Family Size                         2.95        2.99        3.01

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 8 of 9
Area 1 = Shamokin, PA 5 Mile Radius                                       6/8/96
Area 2 = Shamokin, PA 10 Mile Radius
Area 3 = Shamokin, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                      Area 1      Area 2      Area 3

--------------------------------------------------------------------------------

1990 Median Home Value                          $24,561      29,933      36,708
1990 Average Home Value                         $33,427      38,838      45,385
1990 Median Contract Rent                          $179         182         209
1990 Average Contract Rent                         $182         186         210

1990 Persons In Unit:
      1 Person Units                              3,667       6,929      12,701
      2 Person Units                              3,708       7,619      14,760
      3 Person Units                              1,907       3,896       7,804
      4+ Person Units                             2,272       5,081      10,122

1990 Housing Unit Counts:
     Total Units                                 12,877      26,120      49,503
       % Occupied                                 89.7%       90.1%       91.7%
       % Vacant                                   10.3%        9.9%        8.3%
       % Year Round                                9.7%        8.8%        7.3%
       % Seasonal                                  0.6%        1.1%        1.1%
     Occupied Units                              11,554      23,524      45,380
       % Owner Occupied                           76.1%       78.5%       76.5%
       % Renter Occupied                          23.9%       21.5%       23.5%
     Vacant Units                                 1,323       2,596       4,123
       % Year Round of Vacant Units               94.3%       88.9%       87.1%
       % Seasonal of Vacant Units                  5.7%       11.2%       12.8%

1990 Total Housing Units in Structure            12,877      26,120      49,503
     1, Detached                                  37.0%       44.7%       51.0%
     1, Attached                                  45.3%       38.4%       29.8%
     2,                                            3.8%        3.3%        4.0%
     3-9                                           6.4%        5.8%        6.2%
     10-49                                         2.2%        1.6%        1.5%
     50+                                           2.0%        1.3%        1.5%
     Mobile Home or Trailer                        2.1%        3.5%        4.7%
     Other                                         1.3%        1.4%        1.4%

1990 Housing Units by Year Built                  8,787      18,485      34,893
     Built 1985 to March, 1990                     2.8%        4.6%        5.2%
     Built 1980 to 1984                            1.7%        3.7%        4.1%
     Built 1970 to 1979                            6.9%        9.8%       11.8%
     Built 1960 to 1969                            4.1%        4.8%        6.6%
     Built 1950 to 1959                            3.9%        5.1%        7.3%
     Built 1949 or Earlier                        80.5%       72.0%       65.1%

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                               Market Stats Report

CBC - C1750-41                                                       Page 9 of 9
Area 1 = Shamokin, PA 5 Mile Radius                                       6/8/96
Area 2 = Shamokin, PA 10 Mile Radius
Area 3 = Shamokin, PA 15 Mile Radius

--------------------------------------------------------------------------------
Description                                       Area 1     Area 2      Area 3

--------------------------------------------------------------------------------

1990 % Means of Transportation to Work:
      Car, Truck or Van:
        Drove Alone                                67.4%      69.8%       71.4%
        Carpooled                                  21.4%      20.4%       18.3%
      Public Transportation                         0.7%       0.4%        0.3%
      Other Means                                   7.9%       6.6%        7.0%
      Worked at Home                                2.6%       2.8%        3.0%

1990 % Travel Time to Work:
     0-14 Minutes                                  41.6%      38.8%       41.3%
     15-29 Minutes                                 30.4%      32.9%       34.4%
     30-59 Minutes                                 20.1%      20.4%       18.0%
     60-89 Minutes                                  4.9%       5.1%        4.5%
     90+ Minutes                                    3.1%       2.7%        1.8%

1990 Households by Number of Vehicles:
     1 Vehicle                                     4,546      8,583      16,200
     2 Vehicles                                    3,253      7,444      15,591
     3 Vehicles                                      952      2,470       5,053
     4 Vehicles                                      186        545       1,205
     5 or More Vehicles                               74        223         465

Area defined by Circle: (40.7869,76.5217): 5 mile(s)
Area defined by Circle: (40.7869,76.5217): 10 mile(s)
Area defined by Circle: (40.7869,76.5217): 15 mile(s)

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 1 of 3
PA/97 Northumberland County                                              6/11/96

                                         1980 Census     1990 Census     Percent
                                     Total    Percent  Total    Percent   Change
Population
    White                            99,956     99.6   95,997     99.2     -4.0
    Black                               162      0.2      326      0.3    101.2
    American Indian, Asian & Other      263      0.3      448      0.5     70.3
      Total                         100,381    100.0   96,771    100.0     -3.6
    Hispanic                            301      0.3      532      0.5     76.7

Age of Population:
  0-5                                 7,333      7.3    7,270      7.5     -0.9
  6-13                               11,734     11.7    9,991     10.3    -14.9
  14-17                               6,927      6.9    5,170      5.3    -25.4
  18-24                              10,216     10.2    8,163      8.4    -20.1
  25-34                              13,821     13.8   13,850     14.3      0.2
  35-44                              10,632     10.6   13,492     13.9     26.9
  45-54                              11,002     11.0   10,205     10.5     -7.2
  55-64                              12,566     12.5   10,343     10.7    -17.7
  65+                                16,150     16.1   18,287     18.9     13.2
Median Age Total Population            35.2              37.8               7.5
Median Age Adult Population            47.3              46.6              -1.5

Age of Male Population:
  0-5                                 3,776      8.0    3,806      8.3      0.8
  6-13                                5,980     12.6    5,083     11.1    -15.0
  14-17                               3,553      7.5    2,597      5.7    -26.9
  18-24                               4,974     10.5    4,077      8.9    -18.0
  25-34                               6,879     14.5    6,859     15.0     -0.3
  35-44                               5,221     11.0    6,758     14.7     29.4
  45-54                               5,123     10.8    5,010     10.9     -2.2
  55-64                               5,641     11.9    4,739     10.3    -16.0
  65+                                 6,288     13.3    6,937     15.1     10.3
  Total                              47,435    100.0   45,866    100.0     -3.3
Median Age Male Population             32.8              35.7               8.9
Median Age Adult Male Population       45.0              44.2              -1.7

Age of Female Population:
  0-5                                 3,557      6.7    3,464      6.8     -2.6
  6-13                                5,754     10.9    4,908      9.6    -14.7
  14-17                               3,374      6.4    2,573      5.1    -23.7
  18-24                               5,242      9.9    4,086      8.0    -22.1
  25-34                               6,942     13.1    6,991     13.7      0.7
  35-44                               5,411     10.2    6,734     13.2     24.5
  45-54                               5,879     11.1    5,195     10.2    -11.6
  55-64                               6,925     13.1    5,604     11.0    -19.1
  65+                                 9,862     18.6   11,350     22.3     15.1
  Total                              52,946    100.0   50,905    100.0     -3.9
Median Age Female Population           38.0              39.9               5.0
Median Age Adult Female Population     49.3              49.1              -0.4

Area defined by County
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 2 of 3
PA/97 Northumberland County                                              6/11/96

                                   1980 Census         1990 Census       Percent
                                 Total   Percent    Total      Percent    Change

Total Households                37,846              38,736                  2.4
Household Population            99,429              95,186                  4.3
Average Household Size            2.63                2.46                 -6.5

Total Families                  28,105              26,998                 -3.9
Average Family Size               3.16                3.00                 -5.2
Average Family Income          $17,678             $31,833                 80.1

Family Population               88,857     88.5     81,965       84.7      -7.8
Nonfamily Population            10,572     10.5     13,221       13.7      25.1
Group Quarters Population          952      0.9      1,585        1.6      66.5
Foreign Born Population          1,242      1.2        954        1.0     -23.2

Household Income:
    $0 -$9,999                  14,355     38.0      8,130       21.0     -43.4
    $10,000-$14,999              7,253     19.2      4,842       12.5     -33.2
    $15,000-$24,999             10,545     27.9      8,647       22.3     -18.0
    $25,000-$34,999              3,999     10.6      6,826       17.6      70.7
    $35,000-$49,999              1,150      3.0      6,437       16.6     459.7
    $50,000-$74,999                325      0.9      2,900        7.5     792.3
    $75,000-$99,999                124      0.3        566        1.5     356.5
    $100,000-$149,999                                  238        0.6
    $150,000+                                          203        0.5

Median Household Income        $13,116             $22,124                 68.7
Average Household Income       $15,034             $26,812                 78.3

Per Capita Income              $ 5,708             $10,926                 91.4

Median Home Value              $23,848             $39,584                 66.0
Average Home Value             $28,118             $46,347                 64.8

Median Contract Rent              $126                $206                 63.5
Average Contract Rent             $122                $208                 70.5

Total Housing Units             40,888    100.0     41,900      100.0       2.5
    Owner Occupied              27,665     67.7     28,399       67.8       2.7
    Renter Occupied             10,181     24.9     10,337       24.7       1.5
    Vacant                       3,042      7.4      3,164        7.6       4.0

    Mobile Home or Trailer       1,735      4.2      2,294        5.5      32.2

    Condominiums                    54      0.1         88        0.2      63.0

Area defined by County
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                              Census Change Report

CBC - C1750-41                                                       Page 3 of 3
PA/97 Northumberland County                                              6/11/96

                                       1980 Census        1990 Census    Percent
                                     Total    Percent   Total    Percent  Change
Occupation:
    Executive & Managerial           2,279      5.8     2,822      6.8     23.8
    Professional Specialty           3,174      8.0     3,822      9.2     20.4
    Technical Support                  849      2.1     1,438      3.5     69.4
    Administrative Support           4,809     12.2     5,575     13.4     15.9
    Sales                            3,315      8.4     3,653      8.8     10.2
        Total White Collar          14,426     36.4    17,310     41.6     20.0
    Prod/Craft/Repair                5,553     14.0     5,261     12.7     -5.3
    Machine Operators                7,447     18.8     5,552     13.4    -25.4
    Trans/Material Moving            2,479      6.3     2,331      5.6     -6.0
    Laborers                         3,604      9.1     3,856      9.3      7.0
        Total Blue Collar           19,901     50.3    17,000     40.9    -14.6
    Farm/Forest/Fish                   818      2.1       949      2.3     16.0
    Protective Service                 513      1.3       738      1.8     43.9
    Private Service                     96      0.2        46      0.1    -52.1
    Other Service                    4,644     11.7     5,541     13.3     19.3
        Total Employed              39,580     91.3    41,584     93.0      5.1

    Unemployed                       3,756      8.7     3,134      7.0    -16.6

    Total Civil Labor Force         43,336    100.0    44,718    100.0      3.2

Working Mothers                      6,988     52.6     7,928     68.9     13.5
  Child < 6 or < 6 & 6-17            2,394     18.0     3,098     26.9     29.4
  Child 6-17 Only                    4,594     34.6     4,830     42.0      5.1
Nonworking Mothers                   6,292     47.4     3,571     31.1    -43.2

Means of Transportation to Work:
    Drive Alone/Carpool             32,611     84.4    36,827     90.2     12.9
    Public Transportation              337      0.9       137      0.3    -59.3
    Other                            5,681     14.7     3,868      9.5    -31.9


Area defined by County
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 1 of 2
PA/97 Northumberland County                                              6/11/96

                                     1980 Census  1990 Census  1995 Estimate  2000 Projection
Total Population                         100,381       96,771         95,811           95,629

    White                                  99.6%        99.2%          99.0%            98.8%
    Black                                   0.2%         0.3%           0.4%             0.5%
    American Indian                         0.0%         0.1%           0.1%             0.1%
    Asian                                   0.1%         0.2%           0.2%             0.3%
    Other                                   0.1%         0.2%           0.3%             0.3%

    Hispanic                                0.3%         0.5%           0.6%             0.6%

Total Households                          37,846       38,736         38,380           38,388
Household Population                      99,429       95,186         94,226           94,044
Average Household Size                      2.63         2.46           2.46             2.45

Household Income

    $0-9,999                               38.0%        21.0%          16.5%            13.2%
    $10,000-14,999                         19.2%        12.5%          11.8%            10.0%
    $15,000-24,999                         27.9%        22.3%          19.4%            17.0%
    $25,000-34,999                         10.6%        17.6%          16.8%            16.3%
    $35,000- 49,999                         3.0%        16.6%          19.5%            19.0%
    $50,000-74,999                          0.9%         7.5%          11.5%            16.1%
    $75,000-99,999                          0.3%         1.5%           2.6%             4.8%
    $100,000-149,999                          -          0.6%           1.3%             2.6%
    $150,000+                                 -          0.5%           0.7%             1.0%
        Total                             100.0%       100.0%         100.0%           100.0%

Median Household Income ($)               13,116       22,124         26,192           30,734
Aggregate HH Inc ($000)                  567,560    1,040,018      1,226,174        1,449,777
Median Family Income ($)                  16,088       27,936         33,073           38,808
Per Capita Income ($)                      5,708       10,926         13,013           15,416

Median Age Total Population                 35.2         37.8           38.8             39.7
Median Age Adult Population                 47.3         46.6           47.0             47.8

Median Age Female Population                38.0         39.9           41.0             42.0
Median Age Adult Female Population          49.3         49.1           49.3             49.9

Median Age Male Population                  32.8         35.7           36.6             37.2
Median Age Adult Male Population            45.0         44.2           44.8             45.6

Area defined by County
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                                  Trend Report

CBC - C1750-41                                                       Page 2 of 2
PA/97 Northumberland County                                              6/11/96

                        1980 Census  1990 Census  1995 Estimate  2000 Projection

Total Population by Age     100,381       96,771         95,811           95,629

    0-5                        7.3%         7.5%           7.4%             7.3%
    6-13                      11.7%        10.3%          10.2%             9.9%
    14-17                      6.9%         5.3%           4.8%             4.8%
    18-24                     10.2%         8.4%           9.2%             9.2%
    25-34                     13.8%        14.3%          12.8%            12.6%
    35-44                     10.6%        13.9%          14.3%            13.7%
    45-54                     11.0%        10.5%          11.5%            12.5%
    55-64                     12.5%        10.7%          10.1%            10.5%
    65-74                     16.1%        10.7%          10.8%            10.3%
    75-84                       -           6.4%           6.9%             7.1%
    85+                         -           1.8%           2.0%             2.2%

Female Population by Age     52,946       50,905         50,388           50,267

    0-5                        6.7%         6.8%           6.8%             6.6%
    6-13                      10.9%         9.6%           9.5%             9.2%
    14-17                      6.4%         5.1%           4.5%             4.5%
    18-24                      9.9%         8.0%           8.6%             8.5%
    25-34                     13.1%        13.7%          12.3%            12.0%
    35-44                     10.2%        13.2%          13.7%            13.3%
    45-54                     11.1%        10.2%          11.0%            12.0%
    55-64                     13.1%        11.0%          10.4%            10.7%
    65-74                     18.6%        11.8%          11.9%            11.4%
    75-84                       -           7.9%           8.4%             8.8%
    85+                         -           2.5%           2.9%             3.1%

Male Population by Age       47,435       45,866         45,423           45,362

    0-5                        8.0%         8.3%           8.1%             8.0%
    6-13                      12.6%        11.1%          11.0%            10.7%
    14-17                      7.5%         5.7%           5.1%             5.1%
    18-24                     10.5%         8.9%           9.9%             9.9%
    25-34                     14.5%        15.0%          13.4%            13.2%
    35-44                     11.0%        14.7%          14.9%            14.1%
    45-54                     10.8%        10.9%          12.0%            13.0%
    55-64                     11.9%        10.3%           9.8%            10.3%
    65-74                     13.3%         9.4%           9.6%             9.1%
    75-84                       -           4.7%           5.1%             5.3%
    85+                         -           1.0%           1.1%             1.3%

Area defined by County
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
Shamokin, PA 5 Mile Radius                                                6/8/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 79.8

----------------------------------Demographics----------------------------------

                Total         Total      Household       Average      Median HH
           Population    Households     Population       HH Size         Income

 1995          26,521        11,181         26,047          2.33        $21,259
 2000          25,944        10,986         25,470          2.32        $24,852

------------------------------Expenditure Potential-----------------------------
                                      1995
                             Area Yearly Growth Rate
                              Per Household    1.65%
                                   Total       1.29%

-------------------------Retail Support Potential (000)-------------------------
                             1995:         957 sq. ft.

---------------------------------------------------------------------------------------------
Product Potential                        1995     2000    1995    2000        Yearly   Bench-
Within Shopping Center/Total Retail     Total    Total   $ Per   $ Per   Growth Rate     mark
                                       ($000)   ($000)      HH      HH       Total $    Index

Apparel Store                           6,535    7,104     584     647         1.68%    64.5
Appliance Store                           858      713      77      65        -3.62%    78.4
Auto-Aftermarket Store                 16,425   16,617   1,469   1,513         0.23%    74.3
Convenience Store                       9,666    9,689     865     882         0.05%    84.4
Dept. Store                             7,215    7,623     645     694         1.11%    66.9
Drug Store                             10,863   13,184     972   1,200         3.95%   107.8
Electronics Store                       2,961    3,778     265     344         5.00%    70.9
Fast Food Restaurant Store              6,083    5,276     544     480        -2.80%    71.1
Full Serv Restaurant Store              5,793    4,984     518     454        -2.96%    69.0
Furniture Store                         2,350    2,149     210     196        -1.78%    61.0
Grocery Store                          39,304   43,110   3,515   3,924         1.87%    93.2
Hardware Store                          1,876    1,972     168     179         1.00%    83.7
Home Centers Store                      9,102   10,350     814     942         2.60%    81.1
Jewelry Store                           1,043    1,050      93      96         0.13%    65.2
Liquor Store                            1,421    1,247     127     113        -2.58%    75.5
Mass Merchandiser Store                11,309   12,318   1,011   1,121         1.72%    73.3
Photo Store                               165      159      15      15        -0.74%    66.2
Shoe Store                              1,435    1,650     128     150         2.82%    67.4
Sporting Goods Store                    1,621    1,844     145     168         2.61%    62.2
Toy Store                                 807      745      72      68        -1.60%    66.4
Variety Store                             642      708      57      64         1.97%    75.3

Area defined by Circle: (40.7869,76.5217): 5 mile(s)
Benchmark: Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
Shamokin, PA 5 Mile Radius                                                6/8/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential                        1995      2000     1995     2000         Yearly   Bench
Within Shopping Center/Total Retail     Total     Total    $ Per    $ Per    Growth Rate    mark
                                       ($000)    ($000)       HH       HH        Total $   Index
Video Store                               552       915       49       83         10.64%    68.9
                                      -------  --------  -------  -------
Total Shopping Center                 138,025   147,183   12,345   13,397

All Other Stores                      105,866   112,889    9,468   10,276

Total Retail                          243,891   260,072   21,813   23,673

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.7869,76.5217): 5 mile(s)
Benchmark: Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
Shamokin, PA 10 Mile Radius                                               6/8/96
Benchmark = Regional Area Definition                             Detailed Report

              Shopping Center/Total Retail Expenditure Index: 84.1

----------------------------------Demographics----------------------------------

               Total           Total       Household      Average      Median HH
          Population      Households      Population      HH Size         Income

1995          56,172          23,117          55,519         2.40        $23,537
2000          55,523          22,961          54,870         2.39        $27,680

------------------------------Expenditure Potential-----------------------------
                                      1995
                             Area Yearly Growth Rate
                              Per Household    1.64%
                                   Total       1.50%

-------------------------Retail Support Potential (000)-------------------------

                             1995:     2,089 sq. ft.

--------------------------------------------------------------------------------

Product Potential                        1995     2000    1995    2000        Yearly   Bench-
Within Shopping Center/Total Retail     Total    Total   $ Per   $ Per   Growth Rate     mark
                                       ($000)   ($000)      HH      HH       Total $    Index

Apparel Store                          14,821   16,320     641     711         1.94%     70.3
Appliance Store                         1,830    1,541      79      67        -3.38%     81.4
Auto-Aftermarket Store                 36,352   37,241   1,573   1,622         0.48%     80.1
Convenience Store                      20,820   21,122     901     920         0.29%     88.5
Dept. Store                            16,234   17,366     702     756         1.36%     72.4
Drug Store                             22,560   27,702     976   1,206         4.19%    109.0
Electronics Store                       6,517    8,411     282     366         5.23%     75.3
Fast Food Restaurant Store             13,824   12,147     598     529        -2.55%     77.2
Full Serv Restaurant Store             13,204   11,507     571     501        -2.71%     75.1
Furniture Store                         5,394    4,999     233     218        -1.51%     67.4
Grocery Store                          83,395   92,500   3,608   4,029         2.09%     95.2
Hardware Store                          4,099    4,342     177     189         1.16%     88.8
Home Centers Store                     20,033   22,999     867   1,002         2.80%     86.9
Jewelry Store                           2,321    2,365     100     103         0.37%     69.6
Liquor Store                            3,187    2,825     138     123        -2.38%     79.9
Mass Merchandiser Store                24,947   27,497   1,079   1,198         1.97%     78.1
Photo Store                               374      364      16      16        -0.53%     72.8
Shoe Store                              3,232    3,763     140     164         3.09%     73.2
Sporting Goods Store                    3,667    4,218     159     184         2.84%     68.9
Toy Store                               1,848    1,723      80      75        -1.39%     72.9
Variety Store                           1,411    1,574      61      69         2.22%     79.8

Area defined by Circle: (40.7869,76.5217): 10 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
Shamokin, PA 10 Mile Radius                                               6/8/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential                              1995      2000     1995      2000        Yearly   Bench-
Within Shopping Center/Total Retail           Total     Total    $ Per     $ Per   Growth Rate     mark
                                             ($000)    ($000)       HH        HH       Total $    Index

Video Store                                   1,225     2,058       53       90         10.94%     74.7
                                            -------   -------   ------   ------
Total Shopping Center                       301,294   324,582   13,033   14,137

All Other Stores                            231,093   248,954    9,997   10,842

Total Retail                                532,387   573,536   23,030   24,979

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.7869,76.5217): 10 mile(s)
Benchmark : Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 1 of 2
Shamokin, PA 15 Mile Radius                                               6/8/96
Benchmark = Regional Area Definition                             Detailed Report

             Shopping Center/Total Retail Expenditure Index: 88.5

----------------------------------Demographics----------------------------------

              Total          Total      Household      Average       Median HH
         Population     Households     Population      HH Size          Income

1995        112,885         45,201        110,436         2.44         $26,007
2000        112,734         45,377        110,285         2.43         $30,748

-----------------------------Expenditure Potential------------------------------
                                      1995
                             Area Yearly Growth Rate
                              Per Household    1.64%
                                   Total       1.72%

-------------------------Retail Support Potential (000)-------------------------
                             1995:     4,305 sq. ft.

--------------------------------------------------------------------------------

Product Potential                             1995      2000    1995    2000        Yearly   Bench-
Within Shopping Center/Total Retail          Total     Total   $ Per   $ Per   Growth Rate     mark
                                            ($000)    ($000)      HH      HH       Total $    Index

Apparel Store                               32,072    35,818     710     789         2.23%     77.2
Appliance Store                              3,703     3,157      82      70        -3.14%     84.9
Auto-Aftermarket Store                      75,518    78,399   1,671   1,728         0.75%     85.9
Convenience Store                           42,196    43,357     934     955         0.54%     92.3
Dept. Store                                 34,726    37,662     768     830         1.64%     78.8
Drug Store                                  43,484    54,013     962   1,190         4.43%    108.2
Electronics Store                           13,616    17,815     301     393         5.52%     80.3
Fast Food Restaurant Store                  29,808    26,563     659     585        -2.28%     84.0
Full Serv Restaurant Store                  28,686    25,347     635     559        -2.44%     82.3
Furniture Store                             11,725    11,026     259     243        -1.22%     74.6
Grocery Store                              167,083   187,427   3,696   4,130         2.32%     97.1
Hardware Store                               8,262     8,836     183     195         1.35%     92.0
Home Centers Store                          40,879    47,393     904   1,044         3.00%     91.3
Jewelry Store                                4,963     5,120     110     113         0.63%     75.3
Liquor Store                                 6,775     6,061     150     134        -2.20%     84.5
Mass Merchandiser Store                     52,229    58,321   1,155   1,285         2.23%     83.5
Photo Store                                    796       785      18      17        -0.27%     80.0
Shoe Store                                   6,892     8,137     152     179         3.38%     79.6
Sporting Goods Store                         7,832     9,132     173     201         3.12%     76.2
Toy Store                                    4,014     3,793      89      84        -1.13%     80.2
Variety Store                                2,944     3,329      65      73         2.49%     84.9

Area defined by Circle: (40.7869,76.5217): 15 mile(s)
Benchmark: Definition by Region
Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                                Atlas MarketQuest
                 Market Potential: Shopping Center/Total Retail

CBC - C1750-41                                                       Page 2 of 2
Shamokin, PA 15 Mile Radius                                               6/8/96
Benchmark = Regional Area Definition                             Detailed Report

Product Potential                              1995        2000     1995     2000        Yearly   Bench-
Within Shopping Center/Total Retail           Total       Total    $ Per    $ Per   Growth Rate     mark
                                             ($000)      ($000)       HH       HH       Total $    Index

Video Store                                   2,613       4,448       58       98        11.22%      82.4
                                          ---------   ---------   ------   ------
Total Shopping Center                       620,816     675,937   13,735   14,896

All Other Stores                            476,165     518,443   10,534   11,425

Total Retail                              1,096,981   1,194,380   24,269   26,321

Expenditure Index - Shows the amount by which area per household expenditures differed from that of the benchmark. Values below 100 signify that this area is below the benchmark per household expenditures.

Retail Support Potential - Provides the square footage which this area should be capable of supporting.

Area defined by Circle: (40.7869,76.5217): 15 mile(s)
Benchmark : Definition by Region

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

================================================================================
                                                            ADDENDUM F RENT ROLL
--------------------------------------------------------------------------------

                                   ADDENDUM F
                                    RENT ROLL


--------------------------------------------------------------------------------

================================================================================
                                                   ADDENDUM G - PRO-JECT REPORTS
--------------------------------------------------------------------------------

                                   ADDENDUM G
                                PRO-JECT REPORTS


--------------------------------------------------------------------------------

                            AMES PLAZA, SHAMOKIN PA
                           PROJECT ASSUMPTIONS REPORT
                                EXCLUDING TENANTS

BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF AMES PLAZA, SHAMOKIN PA BEGINNING  6/1996
FOR 21 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES
-------------

TNRA
1996 VALUE  -     98,210
THEREAFTER  - CONSTANT

OCCA
1996 VALUE - 94,310
1997 VALUE - 98,210
1998 VALUE - 98,210
1999 VALUE - 98,210
2000 VALUE - 98,210
2001 VALUE - 98,210
2002 VALUE - 94,310
2003 VALUE - 98,210
2004 VALUE - 98,210
2005 VALUE - 98,210
2006 VALUE - 98,210
2007 VALUE - 94,310
2008 VALUE - 98,210
2009 VALUE - 98,210
2010 VALUE - 98,210
2011 VALUE - 98,210
2012 VALUE - 98,210
2013 VALUE - 40,120
2014 VALUE - 18,231
2015 VALUE -  7,800
2016 VALUE -  7,800
THEREAFTER - CONSTANT

GROWTH RATES
------------

EXPG
1996 VALUE -      3.00
THEREAFTER - CONSTANT

RTXG
1996 VALUE -      3.00
THEREAFTER - CONSTANT

SLSG
1996 VALUE -      3.00
THEREAFTER - CONSTANT

RNTG
1996 VALUE -      3.00
THEREAFTER - CONSTANT

NCOM
1996 VALUE -      4.50
THEREAFTER - CONSTANT

RCOM
+50.0% OF NCOM

BCOM

+50.0% OF NCOM +50.0% OF RCOM

MARKET RATES
------------

ANCR
1996 VALUE -      3.50
THEREAFTER - GROWING AT GROWTH RATE RNTG

SATR
1996 VALUE -      5.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

RSVR
1996 VALUE -      0.10
THEREAFTER - GROWING AT GROWTH RATE EXPG

MISCELLANEOUS INCOMES
---------------------

PAD SITE
1996 VALUE -    27,500
1997 VALUE -    27,500
1998 VALUE -    27,500
1999 VALUE -    27,500
2000 VALUE -    27,500
THEREAFTER - GROWING AT GROWTH RATE RNTG

EXPENSES
--------

COMMON AREA MAINT , REFERRED TO AS CAME
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -    38,160
THEREAFTER - GROWING AT GROWTH RATE EXPG

REAL ESTATE TAXES , REFERRED TO AS RETX
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -    22,336
THEREAFTER - GROWING AT GROWTH RATE RTXG

INSURANCE           , REFERRED TO AS INSE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     7,440
THEREAFTER - GROWING AT GROWTH RATE EXPG

MANAGEMENT          , REFERRED TO AS MGMT
CHARGED AGAINST NET OPERATING INCOME
 2.00% OF EFFECTIVE GROSS INCOME

RESERVES            , REFERRED TO AS RSVS
CHARGED AGAINST NET OPERATING INCOME
MARKET RATE RSVR MULTIPLIED BY AREA MEASURE TNRA

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE -      2.00
THEREAFTER - CONSTANT

MANAGEMENT FEE
--------------

NONE

COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 - 0.000% OF TOTAL RENT
STANDARD METHOD #2 - 0.000% OF TOTAL RENT
STANDARD METHOD #3 - 0.000% OF TOTAL RENT
STANDARD METHOD #4 - 0.000% OF TOTAL RENT
STANDARD METHOD #5 - 0.000% OF TOTAL RENT

COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT
STANDARD METHOD #2 - CASHED OUT
STANDARD METHOD #3 - CASHED OUT
STANDARD METHOD #4 - CASHED OUT
STANDARD METHOD #5 - CASHED OUT

ALTERATION CALCULATION
----------------------

NONE

ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT
STANDARD METHOD #2 - CASHED OUT
STANDARD METHOD #3 - CASHED OUT
STANDARD METHOD #4 - CASHED OUT
STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL
----------------------------

NONE

CAPITAL EXPENDITURES
--------------------

NONE

PRIMARY CLASSIFICATION CODES
----------------------------

     1 - ANCHOR TENANT
     2 - SATELLITE TENANT

SECONDARY CLASSIFICATION CODES
------------------------------

NONE

COST CENTERS
-------------

     1 - CAM ESCALATIONS
     2 - REAL ESTATE TAXES

SALES VOLUME PROFILE
--------------------

           PERCENT OF       RELATIVE
MONTH      ANNUAL SALES     VOLUME
-----      ------------     --------
JAN            8.33%            1.00
FEB            8.33%            1.00
MAR            8.33%            1.00
APR            8.33%            1.00
MAY            8.33%            1.00
JUN            8.33%            1.00
JUL            8.33%            1.00
AUG            8.33%            1.00
SEP            8.33%            1.00
OCT            8.33%            1.00
NOV            8.33%            1.00
DEC            8.33%            1.00
             -------            -----
TOTALS       100.00%           12.00

GLOBAL RECOVERIES
-----------------

NONE

TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS
-----------------

NONE

================================================================================
                                                  ADDENDUM H - ENGAGEMENT LETTER
--------------------------------------------------------------------------------

                                   ADDENDUM H
                                ENGAGEMENT LETTER


--------------------------------------------------------------------------------

              [LETTERHEAD OF CB COMMERCIAL REAL ESTATE GROUP, INC.]

May 8, 1996

Mr. Josh Kane
Chief Financial Officer
MARK CENTERS TRUST
660 Third Avenue
Kingston, PA 18704

Re:   17 Shopping Centers
      Nationwide

Dear Mr. Kane:

At your request, we are pleased to submit the following proposal to appraise the above referenced properties. The purpose of this assignment is to estimate the market value of the leased fee interest. We understand the appraisal reports are to be used for mortgage underwriting purposes. We also understand that the reports will be used by Mark Centers Trust and Morgan Stanley. The properties are briefly described on attachment "A".

Our complete valuation will be presented in a self contained (narrative) format and will contain a complete description of the property along with pertinent exhibits and photographs together with supporting factual data and analysis necessary to convey our opinion of value. We will value the property based upon the cost, income and market approaches to value, where applicable, correlating our findings into a final value conclusion.

The report will be prepared in conformity with and will be subject to the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Each report will also conform to the Uniform Standards of Professional Appraisal Practice ("USPAP") and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and the Morgan Stanley Capital Appraisal Standards described in Attachment "B".

We assume that there are no major or significant items of deferred maintenance beyond normal wear and tear for properties of their age as of the date of the appraisal which would require the expertise of a professional contractor to estimate the cost of such repairs. If such repairs need to be considered in this appraisal, such estimates are to be provided by a qualified firm hired by you and at no cost to us.

The total fee for the assignment is $68,000 ($4,000 per property) including all travel and related expenses which is due and payable upon delivery of the reports. If we are asked to cancel the assignment within two weeks of our engagement an upset fee equal to 50% will be due and payable. If cancellation occurs between two and three weeks, the upset fee will be equal to 75% and any time after three weeks the full fee will be due and payable.

We will furnish you with three copies of our final report within four to five weeks of our authorization. Authorization occurs upon our receipt of an executed copy of this proposal and our delivery date is contingent upon the timely receipt of all necessary property information, financial statements and detailed lease information. If all requested data and information is not available as of the authorized date, we reserve the right to extend the delivery date by the amount of time it takes to receive the requested information.

May 8,1996
Mr. Kane
Page 2

In order to complete this assignment in a timely manner, we will require the following specific information, if available:

     o    Copy of Ground Lease, if Leasehold
     o    Legal descriptions.
     o    Current rent roll.
     o    Copy of Leases or abstracts
     o    Expense reimbursements on a tenant by tenant basis
     o    Building area calculations and surveys.
     o    Operating statements for the past three full years.
     o    Current year expenses to date.
     o    A copy of the current budget.
     o Copies of any toxic engineering reports dealing with underground tanks, PCB's, asbestos or chemical spills, if available.
     o    A copy of the next fiscal year's budget, if available.
     o A list of major repairs which have recently been made, or are scheduled to be made in the next 18 months.
     o Name and phone number(s) of on-site superintendent(s), or local management firm or trustee for physical inspection.
     o Notice of any pending changes to the rent roll or pertinent information regarding the current status of the tenants.

If we are requested to give court testimony an additional fee will be charged on an hourly basis at $300 per hour for designated MAI-appraisers and $175 for non-designated appraisers. Said hourly billings pertain to court preparation, waiting and travel time, document review and preparation (excludes narrative appraisal report) and all meetings related to court testimony.

The client may provide only complete, final copies of the appraisal report to third parties who shall rely on such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Commercial, or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

In addition to the fee for this assignment, you agree to compensate us at a rate to be mutually agreed to, for any time expended by us should we be required (by subpoena or otherwise) or requested by you, your representatives or other entity to become involved in any litigation or

May 8, 1996
Mr. Kane
Page 3

legal proceeding in any way involving this engagement to which we are not a party, the appraisal work we produce or the property which is the subject of this assignment. You also agree to pay, on demand, all reasonable expenses which we incur in connection with any litigation or proceedings including the fees of our attorneys.

You acknowledge that we are being retained hereunder as an independent contractor to perform the services described herein and nothing in this agreement shall be deemed to create any other relationship between us. This assignment will be deemed concluded and the services hereunder completed upon delivery to you of the appraisal report discussed herein.

If these terms are acceptable, please authorize us to proceed by having an officer of the corporation, managing general partner, principal, owner, or a contractually responsible party sign the enclosed copy of this proposal with "Terms and Conditions" and return it to us for our permanent file. Upon receipt of your authorization, we will schedule the necessary personnel to complete the project in a timely manner.

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please do not hesitate to give me a call.

Sincerely,

CB COMMERCIAL REAL ESTATE GROUP, INC.
Appraisal


/s/  Michael R. Pecorino
Michael R. Pecorino, MAI

MRP:jf

cc:  Douglas W. Haney

Enclosure

                                AGREED & ACCEPTED


--------------------------------------    --------------------------------------
Signature                                 Title


--------------------------------------    --------------------------------------
Name (type or print)                      Date


Office #:                                 Fax #:
         -----------------------------          --------------------------------

                        TERMS AND CONDITIONS OF AGREEMENT
                CB COMMERCIAL REAL ESTATE GROUP, INC. - APPRAISAL

1. These Terms and Conditions by CB Commercial Real Estate Group, Inc., Appraisal Services, a division of CB Commercial Real Estate Group, Inc. (Appraiser or Consultant) and the client for whom Appraiser or Consultant will perform appraisal or consultation services (Client), and attached to any agreement for appraisal or consultation services between Client and Appraiser or Consultant (Agreement), shall be deemed a part of such Agreement as though set forth in full therein.

2. Appraiser or Consultant shall exercise independent judgment and complete the assignment called for by the Agreement (Assignment) in accordance with sound appraisal or consultation practice and the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute, as applicable.

3. All statements of the fact in the report which are used as the basis of Appraiser's or Consultant's analyses, opinions, and conclusions will be true and correct to the best of Appraiser's or Consultant's knowledge and belief. Appraiser or Consultant may rely upon the accuracy of information and material furnished to Appraiser or Consultant by Client.

4. Appraiser or Consultant shall have no responsibility for legal matters, questions of survey or title, soil or subsoil conditions, engineering, or other similar technical matters. The report will not constitute a survey of the property analyzed.

5. Client shall provide Appraiser or Consultant with such materials with respect to the Assignment as are requested by Appraiser or Consultant and in the possession or under the control of Client. Client shall provide Appraiser or Consultant with sufficient access to the real property to be analyzed and hereby grants permission for entry, unless discussed in advance to the contrary.

6. Unless expressly specified in the Agreement, the fee quoted does not include the attendance or giving of testimony by Appraiser or Consultant at any court, regulatory, or other proceeding, or any conferences or other work in preparation for such a proceeding. If any employee of CB Commercial Real Estate Group, Inc. is asked or required to testify at any deposition, trial, or other proceeding about the preparation, conclusions, or any other aspect of the assignment, Client shall compensate Appraiser or Consultant for the time spent by the employee in testifying and in preparing to testify according to the Appraiser's or Consultant's then current hourly rate for that employee plus reimbursement of expenses.

7. In the event Client requests additional consultation beyond the scope of this assignment, Client shall pay an additional charge for such consultation at rates specified by Appraiser or Consultant whether or not the completed report has been delivered to Client at the time of the request.

8. The aggregate liability of Appraiser or Consultant for any negligent acts, errors, or omissions in connection with the Assignment shall not exceed the compensation payable to Appraiser or Consultant on account of the Assignment.

9. Client agrees that the report shall not be quoted or referred to in any report or financial statement of Client or in any documents filed with any governmental agency without the prior written consent of Appraiser or Consultant. Neither all nor any part of the content of the report including, without limitation, the conclusions as to value, the identity of Appraiser or Consultant, references to the Appraisal Institute or references to the MAI or SRA designations shall be disseminated to the public through advertising or other mass media without the prior written consent of Appraiser or Consultant.

10. The data gathered in the course of the Assignment (except data furnished by Client) and the report prepared pursuant to the Agreement are and will remain the property of Appraiser/Consultant. With respect to data provided by Client, Appraiser or Consultant shall not violate the confidential nature of the appraiser- or consultant-client relationship by improperly disclosing any confidential information furnished to Appraiser or Consultant. Notwithstanding the foregoing, Appraiser or Consultant is authorized by client to disclose all or any portion of the report and the related data to appropriate representatives of the Appraisal Institute if such disclosure is required to enable Appraiser or Consultant to comply with the Bylaws and Regulations of such Institute as now or hereafter in effect.

11. In the event Client fails to make payments when due and payable, then from the date due and payable until paid the amount due and payable shall bear interest at the maximum rate permitted in the state in which the office of Appraiser or Consultant executing the Agreement is located. If Appraiser or Consultant is required to institute legal action against Client relating to the Agreement, Appraiser or Consultant shall be entitled to recover reasonable attorneys' fees and costs from Client.

12. This appraisal or consultation will not take into consideration the possibility of the existence of asbestos, PCB transformers, or other toxic, hazardous, or contaminated substances and/or underground storage tanks (hazardous material), or the cost of encapsulation or removal thereof.

     Should client have concern over the existence of such substances on the property, Appraiser or Consultant considers it imperative for the Client to retain the services of a qualified, independent engineer or contractor to determine the existence and extent of any hazardous materials, as well as the cost associated with any required or desirable treatment or removal thereof.

13. CB Commercial Real Estate Group, Inc., Appraisal Services and Client agree that the Agreement (including these Terms and Conditions) shall be governed by the laws of the state of the CB Commercial Real Estate Group, Inc., Appraisal Services office shown on the Agreement.

14. Client shall not indemnify Appraiser or Consultant or hold Appraiser or Consultant harmless unless and only to the extent that the Client misrepresents, distorts, or provides incomplete or inaccurate appraisal results to others, which acts of the Client proximately result in damage to Appraiser or Consultant. The Client shall indemnify and hold Appraiser or Consultant harmless from any claims, expenses, judgments or other items or costs arising as a result of the Client's failure or the failure of any of the Client's agents to provide a complete copy of the appraisal report to any third party. In the event of any litigation between the parties, the prevailing party to such litigation shall be entitled to recover from the other reasonable attorney fees and costs.

15. Appraiser understands that the Client may provide complete final copies of the appraisal report (but not partial or summarized copies) to third parties who shall rely on such reports in connection with the Client's securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the Client for routine and customary questions that may arise.

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                                                  ADDENDUM H - ENGAGEMENT LETTER
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                                   ADDENDUM I
                                 QUALIFICATIONS


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                                                     ADDENDUM I - QUALIFICATIONS
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                                QUALIFICATIONS OF

                               PETER J. JOLICOEUR
                           Senior Real Estate Analyst

                      CB Commercial Real Estate Group, Inc.
                                    Appraisal
                        560 Lexington Avenue, 20th Floor
                            New York, New York 10022
                                 (212) 207-6104

                                   EDUCATIONAL

Bachelor of Arts, Economics, University of Connecticut       Storrs, Connecticut

Appraisal Institute

         Courses 110, 120, 310, 410, 420, 510, 540, 550

                             LICENSES/CERTIFICATIONS

Certified Real Estate General Appraiser: State of New York State #46-3537

                                  PROFESSIONAL

                               Appraisal Institute

Associate Member of the Appraisal Institute

                                   EXPERIENCE

Engaged in the appraisal and consultation of commercial real estate throughout the Northeast United States since 1987, specializing in New York City. Assignments include investment grade office buildings, multi-family residential, cooperative and condominium conversions, shopping centers, industrial facilities, special-use properties, portfolio valuations and multi-property assignments.

1987 - 1990       Henry Boeckmann Jr. & Associates                    New York, New York
1990 - Present    CB Commercial Real Estate Group, Inc., Appraisal    New York, New York


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                                                     ADDENDUM I - QUALIFICATIONS
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                                QUALIFICATIONS OF

                            MICHAEL R. PECORINO, MAI
                     Senior Vice President, Regional Manager

                      CB Commercial Real Estate Group, Inc.
                        560 Lexington Avenue, 20th Floor
                            New York, New York 10022
                                  (212)207-6102

                                   EDUCATIONAL

Real Estate Appraisal and Analysis, New York University, the Real Estate
Institute
Bachelor of Arts, Geography, Planning, Urban Studies, State University College of New York at Oneonta

Successfully completed all the necessary courses to qualify for the MAI designation.

                             LICENSES/CERTIFICATIONS

Certified General Real Estate Appraiser: State of New York (46000002055) Certified General Real Estate Appraiser: State of New Jersey (RG-01667) Certified General Real Estate Appraiser: State of Pennsylvania (GA-001096-R) Certified General Real Estate Appraiser: State of Connecticut (0000489) Certified General Real Estate Appraiser: State of Maryland (10569)
Certified General Real Estate Appraiser: State of New Jersey (3793) Certified General Real Estate Appraiser: State of Delaware (X10000223) Certified General Real Estate Appraiser: State of Maine (CG00001192) Certified General Real Estate Appraiser: State of Vermont (080-0000168) Certified General Real Estate Appraiser: State of District of Columbia
  (GA00010315)
Licensed Real Estate Broker:  State of New York

                                  PROFESSIONAL

                               Appraisal Institute

Designated Member of the Appraisal Institute (MAI), Certificate No. 7944 Member of the Real Estate Board of New York

                                   EXPERIENCE

Fifteen years of Real Estate Appraisal and Consulting experience throughout the United States specializing in the New York metropolitan area.

1993 - Present    CB Commercial Real Estate Group, Inc., Appraisal     New York, New York
1983 - 1993       Cushman & Wakefield, Inc.                            New York, New York
1982 - 1983       Joseph J. Blake & Associates, Inc.                   New York, New York
1981 - 1982       City of New York - Office of Manhattan Planning      New York, New York
1980 - 1981       City of Jersey City - Office of the Mayor            Jersey City, New Jersey

Assignments include full and partial interest appraisals of office buildings, air rights, commercial lofts, garden apartments, cooperatives, condominiums, townhouses, shopping centers, industrial facilities, residential and office market studies, portfolio valuations and multi-property assignments.


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                                   Detail Rent Roll                         Page:  49
Report Date: 05/14/96                  SHAMOKIN                        Date: 05/14/96
                                                                       Time: 14:12:32
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                                    -- Rent Dates -
Suite                               Commence Expire       Square    Monthly   Annual
No.   Tenant Name                   Start                Footage    Base Rent Rate/SF
-------------------------------------------------------------------------------------

0002* FAMILY DOLLAR STORE           11/28/90 06/30/96      7,800     3,071.25   4.72
                                    11/28/90

00030 BI-LO #280 [ILLEGIBLE]        05/01/79 04/30/99     31,294     7,916.67   3.04
                                    08/27/78

00040 LONG JOHN SILVERS             06/01/80 05/31/00          0     2,291.67   0.00
                                    05/20/80

1000* AMES DISTRIBUTING STORE #031  04/26/90 01/31/98     59,116     7,000.50   1.42
                                    04/26/90

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Total Building                      Occupied Sqft: 100%   98,210    20,280.09
                                   Available Sqft:   0%       0
                                       Total Sqft:        98,210
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Suite                               ---- Cost Recovery ---- Expense ---- Other Income ----- --- Future Rent Increases ---
No.   Tenant Name                   Description   Monthly   Stop    Description   Monthly   Date   Monthly  Amt.   Per Sf
-------------------------------------------------------------------------------------------------------------------------

0002* FAMILY DOLLAR STORE


00030 BI-LO #280 [ILLEGIBLE]


00040 LONG JOHN SILVERS


1000* AMES DISTRIBUTING STORE #031


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Total Building                                       0.00                          0.00


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This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                               COMPLETE APPRAISAL

                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                        KINGS FAIRGROUNDS SHOPPING CENTER
                              89 Piney Forest Road
                               Danville, Virginia
                              CB File No. 96-093-a


                                    [LOGO]CB
                                   COMMERCIAL

                          Delivering Solutions Through
                           Local Knowledge Worldwide

                               COMPLETE APPRAISAL

                         SELF-CONTAINED APPRAISAL REPORT

                                     OF THE

                        KINGS FAIRGROUNDS SHOPPING CENTER
                              89 Piney Forest Road
                               Danville, Virginia
                              CB File No. 96-093-a


                                  DATE OF VALUE

                                  June 5, 1996


                                  PREPARED FOR

                        MORGAN STANLEY MORTGAGE CAPITAL
                                 1585 Broadway
                            New York, New York 10036

                                   PREPARED BY


                      CB COMMERCIAL REAL ESTATE GROUP, INC.
                               APPRAISAL SERVICES
                        560 Lexington Avenue, 16th Floor
                            New York, New York 10022

[LETTERHEAD OF CB COMMERCIAL REAL ESTATE GROUP, INC.]

June 19, 1996

MORGAN STANLEY MORTGAGE CAPITAL
1585 Broadway
New York, New York 10036

RE:      Appraisal of Shopping Center
         KINGS FAIRGROUNDS SHOPPING CENTER
         89 Piney Forest Road
         Danville, Virginia
         CB File No. 96-093-a

Dear Ladies and Gentlemen:

At your request and authorization, CB Commercial Real Estate Group, Inc. has prepared a Complete Appraisal presented in a self-contained appraisal report of the current market value of the leasehold Interest in the above-referenced real property.

The subject property is a single story neighborhood shopping center featuring 118,535 square feet of gross leasable area. The shopping center is anchored by a Schewel Furniture, 60,200 SF and a Kroger Grocery Store 30,975, square feet and is currently 100% leased, with the assumption that Dollar General for 6,800 square feet will be signed by the end of June 1996. Which according to the subjects leasing agent is a done deal. The property is more fully described, legally and physically, within the enclosed report.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

Based on research and analysis contained in this report, it is estimated that the current market value of the leasehold Interest in the subject property as of June 5, 1996, is:

                    ONE MILLION NINE HUNDRED THOUSAND DOLLARS
                                  ($ 1,900,000)


The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, and The Financial Institution Reform, Recovery, and Enforcement Act of 1989 (FIRREA). Furthermore, this report

June 19, 1996
Page 2

has been prepared in conformance with our interpretation of the appropriate regulations and guidelines set forth by Mark Centers Trust.

It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CB Commercial Real Estate Group, Inc. can be of further service, please do not hesitate to contact us.

Respectfully Submitted,

CB COMMERCIAL REAL ESTATE GROUP, INC.
APPRAISAL SERVICES

by:


/s/ John S. Ward                       /s/ Jerrold Harvey
-------------------------------        -------------------------------
John S. Ward                           Jerrold Harvey, MAI
Real Estate Analyst                    Assistant Vice President & Manager
                                       Commonwealth of Virginia No. 4001-001321

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                                                 CERTIFICATION OF THE APPRAISERS
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                         CERTIFICATION OF THE APPRAISERS

We certify that to the best of our knowledge and belief:

      1. The statements of fact contained in this report are true and correct.

      2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

      3. We have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

      4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event, such as the approval of a loan.

      5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. In addition, this report conforms to the requirements of the Financial Institution Reform, Recovery, and Enforcement Act (FIRREA).

      6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

      7. Jerrold Harvey has completed the requirements of the continuing education program of the Appraisal Institute.

      8. The property was personally inspected by John S. Ward, but was not inspected by Jerrold Harvey, MAI.

      9. No other person provided professional assistance to the persons signing this report.

      10. The undersigned appraisers have extensive experience in the appraisal/review of similar property types.


/s/ John S. Ward                       /s/ Jerrold Harvey
-------------------------------        -------------------------------
John S. Ward                           Jerrold Harvey, MAI
Real Estate Analyst                    Assistant Vice President & Manager
                                       Commonwealth of Virginia No. 4001-001321

                                                [Commonwealth of Virginia STAMP]

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                                                             SUBJECT PHOTOGRAPHS
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                               SUBJECT PHOTOGRAPHS


                                [GRAPHIC OMITTED]


               FRONT VIEW OF THE SUBJECT PROPERTY FACING SCHEWELS



                                [GRAPHIC OMITTED]


           FRONT VIEW OF THE SUBJECT PROPERTY FACING KROGER AND REVCO


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                                                             SUBJECT PHOTOGRAPHS
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                                [GRAPHIC OMITTED]


            FRONT VIEW OF THE SUBJECT PROPERTY FACING IN-LINE TENANTS



                                [GRAPHIC OMITTED]


             FRONT VIEW OF THE SUBJECT PROPERTY FACING BANK PAD SITE


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                                                             SUBJECT PHOTOGRAPHS
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                                [GRAPHIC OMITTED]


                         VIEW OF PINEY FOREST ROAD NORTH



                                [GRAPHIC OMITTED]


                   VIEW OF ROUTE 58/PINEY FOREST INTERSECTION


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                                                        SUMMARY OF SALIENT FACTS
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                            SUMMARY OF SALIENT FACTS


Property Name:                            Kings Fairgrounds

Location:                                 83 Piney Forest Road

                                          Danville, Virginia

Assessor's Parcel Number:                 Map 62, Block 1, Lot 1

Property Description:                     The subject property is a single story
                                          neighborhood shopping center featuring
                                          118,535 square feet of gross leasable
                                          area. The improvements are situated on
                                          a 645,995 square foot lot (14.83
                                          acre). Construction features include a
                                          concrete and steel frame with brick
                                          and split-faced block exterior walls.

Highest and Best Use

As Though Vacant:                         Land banking until such time that
                                          retail development becomes financially
                                          feasible

As Improved:                              Continued use as a shopping center

Property Rights Appraised:                Leasehold Estate

Date of Value:                            June 5, 1996

Land Area                                 645,995 Square Feet (14.83 acres)

Improvements

Building Area:

    Gross Leasable Area:                  118,535 SF

Year Built:                               1972

Condition:                                Average

Estimated Marketing Time:                 12 months or less

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                                                        SUMMARY OF SALIENT FACTS
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Financial Indicators

Current Occupancy:                        100% Leased  w/ Dollar General

Stabilized Occupancy:                     99%

Market Rental Rate:                       $2.50 P.S.F. Anchor
                                          $4.25 P.S.F. Satellite
                                          $6.00 P.S.F Pad Site

Income Growth Rate:                       3.0%

Estimated Stabilized Expenses:            $ 0.98 P.S.F.

Expense Growth Rate:                      3.0%

Going-In Overall Capitalization
Rate Selected:                            11.75%

Going-In Overall Capitalization
Rate Implied:                             12.32%

Terminal Overall Capitalization
Rate:                                     11.00%

Discount Rate:                            13.00%



Valuation

Land Value:                               N/A

Cost Approach:                            N/A

Sales Comparison Approach:                $ 1,900,000

Income Capitalization Approach:           $ 1,900,000

Final Value

Conclusion:                               $ 1,900,000

Per Square Foot:                          $ 16.03/SF

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                                                               TABLE OF CONTENTS
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                                TABLE OF CONTENTS

CERTIFICATION OF THE APPRAISERS...............................................i

SUBJECT PHOTOGRAPHS..........................................................ii

SUMMARY OF SALIENT FACTS......................................................v

TABLE OF CONTENTS...........................................................vii

INTRODUCTION..................................................................1

AREA ANALYSIS.................................................................8

MARKET ANALYSIS..............................................................16

SITE ANALYSIS................................................................21

IMPROVEMENT ANALYSIS.........................................................23

ZONING.......................................................................26

TAX AND ASSESSMENT DATA......................................................27

HIGHEST AND BEST USE.........................................................28

APPRAISAL METHODOLOGY........................................................31

SALES COMPARISON APPROACH....................................................33

INCOME CAPITALIZATION APPROACH...............................................41

RECONCILIATION OF VALUE......................................................68

ASSUMPTIONS AND LIMITING CONDITIONS..........................................70

ADDENDA......................................................................74
     A........................................................Glossary Of Terms
     B...............................................Comparable Rental Profiles
     C............................................Comparable Rental Photographs
     D.................................................Comparable Sale Profiles
     E..........................................Strategic Mapping, Inc. Reports
     F................................................................Rent Roll
     G.........................................................PRO-JECT Reports
     H........................................................Engagement Letter
     I.......................................................Legal Descriptions
     J...........................................................Qualifications

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                                                                    INTRODUCTION








                                  INTRODUCTION

================================================================================
                                                                    INTRODUCTION
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                                  INTRODUCTION
PROPERTY IDENTIFICATION

The subject is located just north of the Dan River, which is located just outside the city limits of Danville in Pittsylvania County, Virginia. The subject is more specifically located in the northeast quadrant of Routes 29 and 58, which are two major commercial thoroughfares in the central portion of Danville. However, the subject cannot be accessed by either of these highways, rather at the interchange of these routes, a secondary road, (Piney Forest), spurs off of Route 58 to the subject. The common street address for the subject is 89 Piney Forest Road. The assessor's tax identification number is 62-1-1. A full metes and bounds legal description is included in the Addenda.

OWNERSHIP AND PROPERTY HISTORY

The subject is currently owned by Mark Centers Limited Partnership. The subject has not sold in the last three years and to the best of our knowledge there is no known current listing, option, or agreement of sale of the subject.

DATES OF INSPECTION AND VALUATION

The site was last inspected by John S. Ward on June 5, 1996. Jerrold Harvey, MAI did not inspect the subject or the comparables employed but reviewed this report and concurs with the conclusions. The date of the market value is the date of inspection, June 5, 1996.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the current market value of the leased fee estate in the subject property in it's "As Is" condition. Market value is defined as follows:

      Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

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                                                                    INTRODUCTION
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      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

TERMS AND DEFINITIONS

Please refer to the Addenda for a Glossary of the Terms and Definitions that are, and may be used in this appraisal.

INTENDED USE OF REPORT

This appraisal is for mortgage underwriting purposes.

PROPERTY RIGHTS APPRAISED

The value estimated represents the leasehold estate.

APPRAISAL DEVELOPMENT AND REPORTING PROCESS

The following steps were completed by CB Commercial for this assignment:

      1.    Analyzed regional, city, neighborhood, site, and improvement data.
      2.    Inspected the subject and the neighborhood.
      3. Reviewed data regarding taxes, zoning, utilities, easements, and city services.
      4. Considered comparable improved sales, comparable improved building rental information, and comparable site sales. Data was confirmed with principals, managers, or real estate agents representing principals, unless otherwise noted.
      5. Analyzed the data to arrive at conclusions via each approach to value used in this report.
      6. Reconciled the results of each approach to value employed into a probable range of market data and finally an estimate of value for the subject, as defined herein.
      7. Estimated a reasonable exposure time associated with the value estimate.

The subject site and improvement descriptions are based on a personal inspection of the property, discussions with representatives of the subject property, and/or a review of relevant

----------
(1) The definition of market value is taken from: The Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, ss.34.42(f), August 24, 1966. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

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                                                                    INTRODUCTION
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plat maps and leasing plans. The inspection is not a substitute for thorough engineering studies.

To develop the opinion of value, CB Commercial performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice. This means that no departures from Standard 1 were invoked.

This is a complete appraisal, in the form of a Self-Contained Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Standards of Professional Appraisal Practice. The definitions of Complete Appraisal and Self-Contained Report are found in the Glossary of Terms and Definitions. In a complete appraisal, CB Commercial uses all known applicable approaches to value. The value conclusion reflects all known information about the subject property, market conditions, and available data.

The Self-Contained Report incorporates to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. It also includes thorough descriptions of the subject property and the market for the subject property type. All data considered significant that was requested for this assignment was received by CB Commercial Real Estate Group, Inc. Appraisal Services.

SPECIAL APPRAISAL INSTRUCTIONS

There were no special appraisal instructions.

MARKETING PERIOD

The marketing period section is divided into reasonable exposure time and reasonable marketing time. Exposure time differs from marketing time. Marketing time is the period required to sell a real property interest at market value during the period immediately after the effective date of the appraisal. Exposure time is always presumed to precede the effective date of the appraisal.

Exposure time is not intended to be a prediction of a date of sale or a one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

      o     statistical information about days on the market
      o     information gathered through sales verification
      o     interviews of market participants.

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                                                                    INTRODUCTION
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The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions.

Reasonable Exposure Time

Exposure time is always presumed to precede the effective date of the appraisal. It is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but adequate, sufficient, and reasonable marketing effort. Exposure time and appraisal conclusion of value are therefore interrelated.

Exposure time is often expressed as a range and is based on direct and indirect market data gathered during the market analysis, sales verifications, interviews with market participants, and other appropriate sources. The amount of time which a property will require to be marketed varies greatly depending on a number of factors including market conditions, listing price, terms of sale offered, and competitive listing inventory.

In addition to considering each of the factors noted above, CB Commercial considered:

      o exposure periods of comparable sales revealed during the course of this appraisal,
      o     the most recent CB Commercial National Investor Survey, and
      o the opinions of local knowledgeable real estate brokers and investors.

Market Conditions

Throughout the Danville metropolitan area, market conditions for most property types have been generally weak during the past three to four years. The value of most investment grade property types has decreased due to a number of factors. The lack of demand for investment properties and the inability of owners to make mortgage payments resulted in numerous foreclosures, or properties deeded back in lieu of foreclosure. Increased listing inventory has had a substantial downward influence on property values and the exposure time necessary to generate sales. Only recently, due to the competitive pricing in the market and improving economic conditions, has the number of transactions and active investors throughout the region somewhat increased. These market conditions describe the current market and illustrate how exposure time is correlated with listing inventory, competitive pricing structures, and marketing efforts.

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                                                                    INTRODUCTION
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CB Commercial National Investor Survey

In the most recent issue of the CB Commercial National Investor Survey, published in the First Quarter 1996, CB Commercial surveyed a wide range of investors for property type preferences and specific marketing times. Respondents showed a clear preference for apartments, suburban offices, warehouse/distribution, community shopping centers, neighborhood shopping centers, power centers, urban offices, and business parks. Investors indicated that exposure requirements for investment property have changed little from the previous survey, now an average of approximately 8.5 months for the subject property type.

Real Estate Broker Surveys

As a second information source, appraisers solicited the opinions of real estate brokers knowledgeable in the subject market and property type. While the majority of individuals surveyed were reluctant to predict an exact exposure time length for retail property in general, they generally estimated an approximate range between 6 and 12 months. All assumed that property would be appropriately priced and marketed. When asked about the subject property specifically, the consensus of opinion was that the subject would receive average to above average recognition in the marketplace under a reasonable plan for pricing and promotion.

Exposure Time Conclusion

In conclusion, based on the foregoing analysis, an exposure time of between 6 and 12 months is reasonable, defensible, and appropriate. Like the brokers surveyed, CB Commercial assumes that the subject property would have been competitively priced and aggressively promoted regionally.

Reasonable Marketing Time

Reasonable marketing time is the period a prospective investor would forecast to sell the subject property immediately after the date of value, at the value estimated. Anticipated marketing time is essentially a measure of the perceived level of risk associated with the marketability, or liquidity, of the subject as an investment grade property. The sources for this information include those used in estimating the reasonable exposure time, but also an analysis of the anticipated changes in market conditions following the date of appraisal. In other words, the reasonable marketing time is the number of months it will require to sell the subject property from the date of value, into the future.

The reader must understand, however, that the future price for the subject property (at the end of the marketing time) may or may not equal the appraisal estimate. The future price depends on unpredictable changes in the physical real estate, demographic and economic trends, real

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                                                                    INTRODUCTION
--------------------------------------------------------------------------------

estate markets in general, supply/demand characteristics for the property type, and many other factors.

Based on the premise that present market conditions are the best indicators of future performance in the short-term and under stable market conditions, a prudent investor will forecast that, under the conditions described above, the subject property will require a marketing time of 6 to 12 months.


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                                [GRAPHIC OMITTED]

                                    AREA MAP


================================================================================

================================================================================
                                                                   AREA ANALYSIS
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                                  AREA ANALYSIS

The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property.

A regional map indicating the location of the subject is presented on the previous page.

REGIONAL INFLUENCES

Location

The subject is located in the community of Danville, Virginia within Pittsylvania County, located in the southwestern portion of the state of Virginia. Pittsylvania County and the City of Danville, make up the Danville MSA. While the subject in not technically inside the Danville City limits, it is inside the Danville area annexation from Pittsylvania County, which occurred in January of 1988. The following demographic figures include the City of Danville and the annexed portions totaling 44 square miles. Danville City encompasses
17.1 square miles while the annexed portion totals 27 square miles. Therefore, we have focused on what is known as the "Danville Area" demographics as they are the driving force in the subject market.

Population

Very little demographic data for Pittsylvania County alone was available as it is a very rural jurisdiction. According to the Danville Chamber of Commerce, the total population of Danville was 53,056 during the 1990 census, while Pittsylvania County had a population of 56,300. As mentioned, we will be focusing on the City of Danville plus the additional annexed areas making up the Danville area, as this is the area affecting the subject.

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================================================================================
                                                                   AREA ANALYSIS
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The 1995 population within the Danville area was estimated by Strategic Mapping, Inc. to be 54,152. This indicates a slight increase of 53,056, or 2.1% from the April 1, 1990 federal census. The area's population is expected to increase slightly to approximately 55,023 by the year 2000, or a 1.61% increase.

Demographic statistics for the Danville area are summarized in the following table.

=============================================================================
                         SELECTED AREA DEMOGRAPHICS
                             THE DANVILLE AREA
=============================================================================

 Population
        1995 Estimate                                       54,152
        1990 Census                                         53,056
        1990-1995 % Change                                    2.1%

 Households
        1995 Estimate                                       22,265
        1990 Census                                         21,712
        1990-1995 % Change                                    2.5%

 1995 Median Household Income                             $ 23,474
 1995 Average Household Income                            $ 32,222
 1990 Average Home Value                                  $ 54,653

 1990 % College Graduates                                     7.9%
=============================================================================
Source: Strategic Mapping, Inc.
Compiled by:  CB Commercial Real Estate Group, Inc.
=============================================================================

Households

Similar to the population level within the Danville area, the number of households has grown in recent years and is projected to increase over the next five years. Between 1990 and 1995, household growth in the Danville area was 2.5%. Projections for the year 2000 indicate a mature and stable area with the number of households increasing by 2.16%. While experiencing a small decline between 1980 and 1990, the average household size did not change significantly in 1995 (2.37) and is expected to remain fairly stable over the next five years. In the Danville area, the average household size declined from 2.38 in 1990 to
2.37 in 1995. It is projected to decline slightly to 2.36 in the year 2000.

Income

As per data compiled by the Strategic Mapping, Inc., the 1995 median household income in the Danville area was $23,474. The median household income increased at a steady rate between the 1990 census and 1995 estimates by approximately 3.99% annually. In 1990 the median household income was $20,413, which increased by a total of 14.99% to $23,474 by 1995

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================================================================================
                                                                   AREA ANALYSIS
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estimates. The Income growth is projected to increase at an average annual rate of 2.95% between 1995 and the year 2000.

Employment

The total civilian labor force for the City of Danville was 27,397 in April, 1996 with corresponding employment of 25,315 indicating an April, 1996 unemployment rate of 7.6%. The following table compares the unemployment rate for the city to that of the state and national average.

========================================================================
                              UNEMPLOYMENT RATES
                      COMPARISON BY CITY, STATE, AND U.S.
------------------------------------------------------------------------
  Year        Danville City             Virginia               U.S.
  1995            8.1%                    4.5%                 5.7%
  1994            8.2%                    4.9%                 6.1%
  1993            8.1%                    5.0%                 6.8%
  1992            10.5%                   6.4%                 7.4%
------------------------------------------------------------------------
Source: Bureau of Labor Market Information
Compiled by:  CB Commercial Real Estate Group, Inc.
========================================================================

Most of the employment is in the Services (31%) and Manufacturing (25.8%), followed by retail trade industries (18.6%), similar to the State of Virginia averages. The major employers in the area are as follows:

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                          DANVILLE MAJOR AREA EMPLOYERS
--------------------------------------------------------------------------------
Company                                  Business                 No. Employees
--------------------------------------------------------------------------------
Dan River Textile                   Textile Manufacturing                4,900
Goodyear                                Tire & Rubber                    2,200
Nestle                                    Food Goods                       500
Southern Processors, Inc.          Tobacco Processing Plant                450
Owens Brockway Glass         Production of Clear Flint Containers          300
Woodfiber Industries                 Woodfiber Hardboard                   300
C.M Offray                          Craft & floral Ribbon                  200
Star Paper Tube                    Textile cores and tubes                 110

Source: Danville Area Chamber of Commerce
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

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                                                                   AREA ANALYSIS
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Transportation

The Interstate highways serving the Danville area include U.S. Highways 58/301 and 29. Route 58/301 passes through the State of Virginia in an east\west direction, extending from the Hampton Roads area on the eastern shores of Virginia to the east, passing through to the far western portion of the state. Route 29, is a north-south highway extending from the Virginia/North Carolina boarder in Danville in a northeasterly direction and interesting with I-66 near Washington D.C. It should be mentioned that Danville, is not served by a major interstate.

The airport serving the Danville area is the Danville Municipal Airport approximately four miles east of the subject along Route 58. The airport has three one mile paved runways and is served by CCAir Piedmont Commuter, with daily flights to Charlotte, N.C. The area is also served by Norfolk-Southern Railway, providing main line double track service to all major points of interchange in the United States.

Conclusion and Relevance to the Subject Property

The long term outlook for the Danville area is stable. The strategic location between major large cities such as Roanoke and Lynchburg Virginia to the north and Charlotte North Carolina to the south combined with good access via Route 29 and 58/301 are primary factors in the anticipation that the city will remain a primarily service/manufacturing area with a steady population and economic base.

Population projections indicate a stabilization to slight increase for the area in the short- and long-term. The affordability and relative ease of obtaining housing within the Danville area is a key factor for future growth. The vast amount of available land, as well as the fair number of existing developments are seen as supportive of the long term growth prospects within this area. Transportation modes are considered average to good as are public utilities and services. Therefore, it would appear that the area will be suitable for moderate additional growth in the future which should be favorable for the subject property in the long run. The overall projection for the Danville area appears stable.

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================================================================================
                                                                   AREA ANALYSIS
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NEIGHBORHOOD INFLUENCES

Location

The subject is located just north of the Dan River, which is located just outside the city limits of Danville, but in the area annexed by the city in 1988. The subject is located in Pittsylvania County, Virginia. The subject is more specifically located in the northeast quadrant of Routes 29 and 58, which are two major commercial thoroughfares in the central portion of the Danville area. However, the subject cannot be accessed by either of these highways, rather at the interchange of these routes, (Piney Forest - a tertiary road), spurs off of Route 58 to the subject. The common street address for the subject is 89 Piney Forest Road. The boundaries for the subject neighborhood are considered to be:

    North:     Route 29
    South:     Main Street
    West:      Route 265, Danville Expressway
    East:      Piedmont Drive

A neighborhood map indicating the location of the subject is presented on the following page.

Land Use

Land use in the neighborhood consists of a mixture of mainly small to large commercial/retail and residential development. Development in the immediate vicinity of the subject consists of fast food stores, auto dealerships, gas stations, two hotels and a few shopping centers including the 600,000 square foot Piedmont Regional Mall, which is anchored by a Belk-Leggett, Hill's Department Store, JC Penny, and Peebles Department Store. The mall is less than one mile west of the subject on the opposite side of the Route 29/58 interchange up on a hill providing excellent visibility. The other shopping centers considered direct competition for the subject in the immediate area include the Danville Plaza and Riverside Shopping Center to the west on Route 58. The remaining improvements in the areas north and south of the Route 58 corridor are primarily residential. The immediate areas along Route 58 are approximately 90+ percent developed. As Route 58 is the largest commercial area in Danville next to Route 29, the most desirable commercial lots are currently directly on this highway.

Access

Accessibility to the neighborhood in general is excellent, however access to the subject is poor as well as its exposure and visibility. As mentioned, the subject is located in the northeast quadrant of the Route 29/Route 58 interchange. However, the subject cannot be accessed from either of these roads. A normal patron must access the center via Piney Forest Road,

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                                [GRAPHIC OMITTED]

                                NEIGHBORHOOD MAP


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================================================================================
                                                                   AREA ANALYSIS
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which is gained by a difficult turn off of the Riverside Drive (Route 58) cloverleaf to Route 29. For first time shoppers this can and does provide a problem. Furthermore, brokers handling the shopping centers in the area verified this is a problem for the subject property which has made prospective retailers wary of leasing space at the subject. Finally, the exposure and visibility is poor as the Route 28/58 interchange is above grade obscuring it from the subject's visibility, mainly from Route 29 coming into the city. The regional mall on the west side of the interchange benefits being located on a high point providing excellent exposure, further detracting from notice of the subject property. Furthermore, the subject is set back from Route 58 due to the parking lot area being in the front of the center. This makes it easy to drive by without noticing, due to the location of the interchange abutting it. Again, this has been a problem for the subject according to local market participants familiar with the subject and the competing centers.

Demographics

Selected Neighborhood demographics were available for the Danville area as a whole only. Therefore, the total area demographic data is shown in the following table:

===============================================================
             SELECTED DANVILLE AREA DEMOGRAPHICS
---------------------------------------------------------------
                                                  Area
---------------------------------------------------------------
 Population
        1995 Estimate                           54,152
        1990 Census                             53,056
        1990-1995 % Change                       2.1%
 Households
        1995 Estimate                           22,265
        1990 Census                             21,712
        1990-1995 % Change                       2.5%
 1995 Median Household Income                  $23,474
 1995 Average Household Income                 $32,222
 1990 Average Home Value                       $54,653
 Median Age Total Population                     38.2
 1990 % College Graduates                        7.9%
---------------------------------------------------------------
Source:  Conquest Market Data
Compiled by:  CB Commercial Real Estate Group, Inc.
===============================================================

The subject property benefits from a location in the middle of a highly commercialized area that produced high levels of traffic volume. However, the poor access and visibility/exposure of the subject hinder the property in achievable rental rates. The population and households have slightly increased in the area and are expected to remain stable to slightly increasing into the

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                                                                   AREA ANALYSIS
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future. Projections for the year 2000 indicate similar patterns. Furthermore, overall income levels have edged upward approximately 3.0 percent per annum since 1990, similar to our chosen inflation rate.

Growth and Trends

Due to demographic characteristics as discussed above as well as stabilizing economic conditions, there has been some retail development in Danville in recent years. However, this has come in the form of major renovations to existing centers in the area as opposed to new development. The two most notable rehabilitation programs are at the Ballou Park Shopping Center, which is currently renovating the entire 260,000 SF area plus adding a small amount of new space, and the Nor Dan shopping center which completed a major renovation two years ago on its approximated 160,000 square feet. Finally, it is known that two other large centers in the area, the Danville Plaza Shopping center near the subject being one, are looking into major renovations to attract higher rental rates and maintain strong tenant bases. This has worked in the case of Ballou and Nor Dan and should produce similar effects for Danville Plaza.

Conclusion and Relevance to the Subject Property

The subject property is situated in an area consisting primarily of retail/commercial and residential uses. The area features good accessibility to the local transportation system and throughout the city and metropolitan area, however poor access and exposure to the subject. Currently, the subject's neighborhood is in the stabilization stage of its life cycle, a period of neither significant growth nor decline. While the area is highly developed, some potential exists for future development, mainly in the form of major renovation and some expansion. However, we do not expect the character of the neighborhood to change in the near future.

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================================================================================
                                                                 MARKET ANALYSIS
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                                 MARKET ANALYSIS

Retail Overview

The retail market in Danville has witnessed limited growth over the past few years due to the stabilized economic conditions experienced in the region as opposed to other areas of Virginia and North Carolina that were harder hit. As noted in the previous section, two centers with two others probable, have been completely renovated and in some cases have slightly expanded the existing space over the past two years. We are not aware of any proposed shopping centers within the Danville area in upcoming years. The most current major retail development was The Market Square Shopping Center (51,069 SF), in 1990 approximately three miles north of the subject property. Before this, the most notable development was the Piedmont Regional Shopping Mall at 600,000 square feet. Over the past five years, the immediate neighborhood has not experienced significant retail development.

According to Strategic Mapping, Inc., total retail development within the Danville area including the regional mall consists of approximately 2,094,000 square feet.

Local Retail Market

In order to project future performance of the retail space in the subject property consideration has been given to various market components that affect the supply and demand for this type of real estate property.
Specifically we have:

o Inspected the site and surrounding areas for the purpose of familiarizing ourselves with all the locational and environmental factors. In this regard, we have directed our attention to the physical qualities of the site, access and circulation, surrounding uses, and relationship to sources of market support.

o Reviewed the principal economic growth trends in the area in industry, population and employment. Our intention was to identify the degree of underlying support for existing improvements and future growth.

o Analyzed existing and foreseeable market conditions for retail properties in the area.

o Analyzed demographics of the subject property's trade area as well identified competition in order to assess, the subject property's current as well as future position in the market.

Trade Area

The trade area of a shopping center is defined as the geographic area from which the sustaining patronage for steady support of a center is obtained. Determination of the boundaries is contingent upon various factors including but not limited to the nature of the

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                                                                 MARKET ANALYSIS
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center, accessibility, physical barriers, location of competing facilities, and limitations of driving time and distance.

The subject's general trade area is considered to be that area which encompasses the City of Danville and the areas annexed by Danville. From our observations and conversations with commercial retail brokers familiar with the Danville area retail market, this area encompasses 11 shopping centers over 30,000 square feet and the regional mall. These centers are considered to compete with one another, based upon the fact that the area examined encompasses an approximate radius of five miles of the subject, which is near the center of the Danville area. We were not able to break this down into the traditional one-mile ring (primary), and three-mile ring (secondary), due to the lack of data available.

Definition Of The Trade Area

The primary ingredients for success in these types of projects include the nature of the competition, population density, income levels, and disposable income. The actual size of the population needed to support this type of project cannot be fixed due to the complexities of the above factors, as well as changing methods of merchandising. Local conditions, such as number of households, income levels, and existing centers within the trade area can have the most dramatic impact upon any given project since these factors are what determine the purchasing power in an area. An additional ingredient leading to the success of a shopping center would be the tenant mix and characteristics of the leading tenants which attract shoppers to the project.

We have analyzed demographic data, competition, income levels for the subject trade area in the following sections. The demographic profiles of the trade area are presented in the Neighborhood Influences section of the report. Additional demographic information is contained within the Strategic Mapping, Inc. Profile Report located within the Addenda.

Population

The sales potential of a center is directly related to its proximity to the number of potential patrons. The historical and projected trends for population are important to examine when analyzing the trade area of a shopping center.

The historical population trends for the subject's trade areas indicate an increase in population between 1990 and 1995 followed by a further increase projected for the year 2000, by approximately 2.5%.

In order to further analyze the population change, we have examined the distribution of the population by age. When analyzing the population distribution by age, it should indicate in

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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------

what age groups the population shifts are projected to take place. This is important to distinguish if it will have a great impact on the retail sales of the subject center. Shifts in the age groups under 24 years of age will affect the subject, however, less drastically than changes in the subject's core market approximately between the ages of 25 and 54.

As illustrated in the Profile Report located in the Addenda, a large percentage of the population in the trade area is in the age groups from 25 - 54. Estimated figures for 1995 indicated that the median age of 38.2 was slightly higher than the 1990 census at 37.4. Overall, the diversification among age groups is very common among other retail trade areas.

Household Trends

When analyzing the demographics for a retail center, it is most important to focus on the trends in the household population. A household consists of one or more persons occupying a dwelling unit. A family would be considered a household unit, however single persons living alone or two or more unmarried persons sharing a dwelling are also considered a household unit. The household unit is perhaps the best indicator in determining the economic health of a trade area. One of the important components which bonds a household together is it's economic strength as a unit as compared to the economic viability of an individual; single person households not withstanding. If the population is slightly decreasing and yet the number of households is increasing, this would not necessarily be a negative indicator. This would imply that the average household size was shrinking. Each household has demand for goods that likely is not duplicated with a larger household size. This demand is duplicated however in the number of households.

Similar to population figures, the number of households in the trade area has increased between 1990 and 1995 at approximately 2.5% total . Furthermore, the number of households is estimated to continue a gradual increase to total 2.16% from 1995 to 2000.

Household Income

The median household income in the subject's trade area increased annually at an average rate of 2.99% from 1990 to 1995. Thus, the household incomes in the area grew at a pace slightly below inflation during this period. The projected annual income growth rates between 1995 and the year 2000 are approximately 2.95%, again below the projected rate of inflation. The median household income level was $23,474 in 1995.

Employment

The income characteristics of the trade areas for the subject property indicate that this is a predominately white collar market. The primary trade area had the highest percent in white

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================================================================================
                                                                 MARKET ANALYSIS
--------------------------------------------------------------------------------

collar employment at 45.4%. Blue collar employment percentages in the trade area was 39.6%. The remaining percentages were in special services categories.

The 1990 Census information indicates that the unemployment rates were 8.7% in the trade area. As discussed in the Location Analysis, the most recent unemployment rate in the Danville Area was 7.6% which indicates an overall decrease in employment from the 1990 Census. We feel the subject market will witness modest employment growth in upcoming years and a declining unemployment rate.

Expenditure Potential

The Expenditure Potential charts located in the Addenda outline Strategic Mapping, Inc. retail sales projections for the subject trade area. The highest sales growth in the trade area appears to be for electronics, drug, and video stores. The average growth rate for retail sales in the trade area is projected at 1.85%.

Strategic Mapping, Inc. examines the product potential for various store types for each portion of the subject trade area. Based on statistical sampling, Strategic Mapping has derived a benchmark per household expenditures for each store type. Comparing the figures in the trade area to the benchmark figure, it is apparent that those individuals in the subject trade area are much more likely to spend on items in drugs, groceries, and home centers stores.

The Strategic Mapping Expenditure Potential Index is defined as follows, 'An index which shows the amount by which an area per household expenditures, differed from that of the benchmark.' The benchmark is defined as the average or common expenditure among households for a larger region. Values below 100 signify that this area is below the benchmark per household expenditures and correspondingly values above 100 indicate a higher than average expenditure per household. The overall Expenditure Index for the trade area is 85.8. In conclusion, the expenditure index for the subject trade area indicates that the trade area populations spend less than the benchmark household on retail goods. The area generates retail sales based on the existing population as well as the increasing income potential.

Market Indicators

The subject center contains 6 tenant suites ranging in size from approximately 2,000 to 60,000 square feet. Discussions with local leasing agents reveal that typical ground level satellite space rents in the area generally range from $4.00/SF to $9.00/SF depending upon the physical and locational characteristics of the space and $2.00/SF to $8.00/SF for anchor space depending upon the same criteria. Percentage rent clauses tend to be uncommon for satellite

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================================================================================
                                                                 MARKET ANALYSIS
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tenants. Retail leases are typically structured on an absolute net basis with flat rents over the term for the newer and recently renovated centers in the area, while the older centers generating low rental rates have leases typically based upon a gross deal or a capped reimbursement. Based upon discussions with brokers and managing agents in the area as well as our observations during our inspection, competing centers in the subject's market area have vacancy rates which generally fall within the 0.0% to 8.0% range with an average vacancy rate of approximately 4.0%. The subject center is currently 100% occupied, based upon the assumption of Dollar General (which has agreed to the terms), signing the 6,800 square foot lease that is scheduled for July 1,1996.

Summary

Future projections indicate continued gradual increases in the population and households in the trade area from 1990 through 2000, the trade area exhibits increased spending potential over the same period. Additionally, income levels appear to be increasing at rates slightly below projected inflationary rates which is common during periods of economic recovery. Overall, the subject trade areas reflect average retail characteristics. Based upon this information, and the successes of other centers in the trade area, we conclude that the trade area represents a viable retail market.

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                                                            PROPERTY DESCRIPTION







                              PROPERTY DESCRIPTION

================================================================================
                                                                   SITE ANALYSIS
--------------------------------------------------------------------------------

                                  SITE ANALYSIS

The description of the site can be detailed as follows:

      Location:                         The subject is located in the northeast
                                        quadrant of Routes 29 and 58, in the
                                        central portion of the Danville area.
                                        However, the subject cannot be accessed
                                        by either of these highways, rather at
                                        the interchange of these routes, (Piney
                                        Forest - a tertiary road), spurs off of
                                        Route 58 to the subject. The common
                                        street address for the subject is 89
                                        Piney Forest Road. Ingress and egress to the subject are available via one curb cut from Piney Forest Road.

      Assessor's Parcel
      Number:                           Section 62 Block 1, Lots 1

      Land Area(2)                      The subject site contains 14.83 acres or
                                        645,995 square feet.

      Shape and Frontage:               The site is irregular in shape featuring
                                        poor frontage Route 58 (Riverside Road)
                                        and average frontage on Piney Forest
                                        Road.

      Topography and
      Drainage:                         The site is fairly level. Our
                                        investigation did not reveal any
                                        significant drainage problems.

      Soils: No soil report was provided and it is assumed that the soil is adequate for the existing use.

      Easements:                        No title report was provided in
                                        connection with this appraisal. No
                                        survey showing the location of easements was available. Thus, it is not possible to make a definitive conclusion regarding any potential impacts on value of the location of any such easements or encroachments. It is specifically assumed that any easements, restrictions, or encroachments that might appear against the title would have no adverse impact on marketability or value.

      Covenants, Conditions, and        No private deeds or restricting
      Restrictions:                     covenants affecting development, other
                                        than zoning, were found to affect the
                                        site.

      Utilities:                        All public utilities including
                                        electricity and telephone as well as
                                        water, storm and sanitary sewer systems.

----------
(2) Source: Dunmore Tax Assessor's Office

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================================================================================
                                                                   SITE ANALYSIS
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      Flood Zone:                       According to maps published by the
                                        Federal Emergency Management Agency
                                        (FEMA), and information from the City of Danville Planning Office, the subject lies within Zone C as indicated on FEMA
                                        Community Map Panel 510044 0010 B dated
                                        March 16, 1981. Flood insurance is
                                        available. This zone is described as
                                        follows:

                                        FEMA Zone B or C: "This area has been
                                        identified in the community flood
                                        insurance study as an area of moderate
                                        or minimal hazard from the principal
                                        source of flood in the area. However,
                                        buildings in this zone could be flooded
                                        by severe, concentrated rainfall coupled with inadequate local drainage systems. Local storm water drainage systems are not normally considered in the community's Flood Insurance Study. The failure of a local drainage system creates areas of high flood risk within this rate zone. Flood insurance is available in participating communities but is not required by regulation in this zone."

      Environmental Issues:             The value estimate rendered in this
                                        report is predicated on the assumption
                                        that there is no hazardous material on
                                        or in the property causing a loss in
                                        value. No evidence of hazardous waste or toxic materials was visible and CB
                                        Commercial has no knowledge of the
                                        existence of these substances on or in
                                        the subject property. However, CB
                                        Commercial is not qualified to detect
                                        hazardous waste or toxic materials.

      Adjacent Properties

      North:                            Residential/small commercial

      South:                            Commercial

      East:                             Commercial

      West:                             Route 29/Route 58 Cloverleaf

      Conclusion:                       The subject is a 14.83-acre site on a
                                        paved street served by necessary
                                        utilities. Access and visibility are
                                        considered to be poor. There are no
                                        adverse soil conditions of which CB
                                        Commercial Real Estate Group, Inc. is
                                        aware. The shape of the parcel is
                                        irregular and results in no specific
                                        limitation. The topography is fairly
                                        level a possesses no specific
                                        development limitation. There is no
                                        excess land and the unimproved portions
                                        of the site are fully utilized by a
                                        macadam parking lot. From a physical
                                        standpoint, the site is considered to be adequate for many types of development.

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================================================================================
                                                            IMPROVEMENT ANALYSIS
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                              IMPROVEMENT ANALYSIS

The subject improvements were constructed in 1972. The improvements consist of a single-story neighborhood shopping center containing 118,535 square feet of gross leasable area. The shopping center contains 5 tenant suites and one pad site, this assumes the recent consolidation of the old Pizza Grinder space and the Outlet Clothier for Dollar General, which is expected to be signed by the end of June. The following is a description of the improvements based on our physical inspection, municipal records and from discussions with and materials provided by the client. The basic construction features are summarized as follows.

Construction Class                        The class of construction is the
                                          basic subdivision in Marshall
                                          Valuation Service which divides all
                                          buildings into five basic groups by
                                          type of framing (supporting columns
                                          and beams), walls, floors, roof
                                          structure, and fireproofing. The
                                          subject is considered to be of
                                          construction Class B3.

Competitive Rating                        The subject is considered a Class B
                                          building in terms of quality as it is
                                          perceived in the marketplace.

Foundation                                Poured concrete

Frame                                     Concrete block over a steel frame

Floor Construction                        Concrete slab

Exterior Walls                            Load-bearing concrete block over
                                          a steel frame with split-faced block
                                          and brick. Different exterior
                                          materials are used for each tenant.

Fenestration                              Aluminum framed glass windows and
                                          double-paned glass front doorways.

Roof Structure & Covering                 Flat, presumably built-up composition
                                          covering over steel deck with steel
                                          bar joist supports. We were unable to
                                          inspect the roof and assume the roof
                                          is in average overall condition.

Exterior Condition                        Average

----------

(3) The primary characteristic of Class B Buildings is the reinforced concrete frame in which the columns and beams can be either formed or precast concrete. They may be mechanically stressed, and the structure is fire resistant.

(Source: Marshall Valuation Service)

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                                                            IMPROVEMENT ANALYSIS
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Interior Partition System                 Metal studs with gypsum board cover.

Interior Finishes - Tenant Space

                                            Floors:   Combination of vinyl
                                                      tile and carpet.

                                            Walls:    Painted or covered gypsum
                                                      board.

                                            Ceilings: Suspended acoustic tiles.

                                            Lighting: Recessed florescent
                                                      lighting.

                                            Summary:  The interiors of the
                                                      subject are considered to
                                                      be of average quality and
                                                      similar to the
                                                      un-renovated competitors.

HVAC Heating and ventilation is provided to the majority of the tenant suites by roof-mounted HVAC units. Each of these units pump the hot air throughout its suite via sheet metal air duct work hidden above the dropped ceiling. Air conditioning is supplied by the same system utilizing the duct work and supplying cool air during the summer months.

Electrical                                The electrical system is assumed to be
                                          in good working order and adequate for
                                          the building.

Fire Protection                           It is assumed that the subject has
                                          adequate fire alarm systems, fire
                                          exits, fire extinguishers, fire
                                          escapes and/or other fire protection
                                          measures to meet local fire marshall
                                          requirements.

Plumbing                                  The plumbing system is assumed to be
                                          in good operating condition.

Parking                                   Surface parking is provided for 489+/-
                                          vehicles.

Landscaping                               Landscaping on the subject property is
                                          minimal which is typical within the
                                          subject neighborhood.

ADA Compliance                            Handicap access appears to be
                                          available to all areas of the center.
                                          However, we are not qualified to
                                          determine compliance with the
                                          requirements. Please refer to the
                                          specific limiting condition regarding
                                          ADA compliance.

Environmental Issues                      The value estimate rendered in this
                                          report is predicated on the assumption
                                          that there is no hazardous material on
                                          or in

--------------------------------------------------------------------------------

================================================================================
                                                            IMPROVEMENT ANALYSIS
--------------------------------------------------------------------------------

                                          the improvements which would cause a
                                          loss in value.

Functional Quality of Space               The interior floor plans are flexible
                                          and will accommodate a variety of
                                          tenant layouts. There are no observed
                                          design problems and none are reported
                                          by management. Access to the tenant
                                          suites is available at the front and
                                          rear of the center. There are no
                                          elevators within the center.

Deferred Maintenance                      No deferred maintenance was observed
                                          or reported. The improvements have
                                          been adequately maintained since it
                                          was constructed in 1972.

Economic Age and Life                     Based on the current condition, we
                                          estimate the effective age to be
                                          approximately 24 years. According to
                                          the Marshall Valuation Service cost
                                          guide, buildings of this type and
                                          quality have an expected life of
                                          approximately 45 years. Therefore, the
                                          remaining economic life (expected life
                                          minus effective age) is estimated at
                                          21 years. While we observed nothing to
                                          suggest a different economic life, a
                                          capital improvement program could
                                          extend life beyond that stated above.

Quality/General Condition                 The subject property conforms well
                                          with competitors and substitutes in
                                          the area that have not been renovated.
                                          The quality of construction is typical
                                          of the area. Interior amenities are
                                          similar to competing properties of the
                                          same approximate age. The general
                                          condition of the improvements is
                                          average. We observed no evidence of
                                          structural fatigue and the
                                          improvements appear sound. We are not
                                          qualified to determine structural
                                          integrity, however, and recommend that
                                          the reader rely upon an expert in this
                                          field for further determination.

Conclusion/Comments                       The subject property is an average
                                          quality shopping center located in a
                                          relatively stable area. The
                                          improvements generally conform with
                                          competitors and substitutes in the
                                          neighborhood.

--------------------------------------------------------------------------------

================================================================================
                                                                          ZONING
--------------------------------------------------------------------------------

                                     ZONING

The subject's zoning requirements are detailed below.

================================================================================
                                   ZONING SUMMARY
--------------------------------------------------------------------------------
Current zoning:               C-2; General Commercial District
Legally conforming?:          Yes
Uses permitted:               Retail, Bank, Food Stores, Dry Cleaning, Drive-In
                              Restaurants, Offices, Service Stations, Motels,
                              Auto Repair Shops
Zoning change                 Not Likely
--------------------------------------------------------------------------------
          Category                              Zoning Requirement
--------------------------------------------------------------------------------
Maximum FAR                   Non Specified
Minimum Lot Size              6,000 SF
Front Setback                 20 - For shopping centers & malls no setback
                              required
Rear Setback                  20 - For shopping centers & malls no setback
                              required
Side Yard Setbacks            20
Height Limit                  45 feet
Parking                       One space per 200 square feet of net building area
                              above grade. The subject would be required to have
                              593 parking spaced under this requirement.
                              However, the subject has only 489 spaces.
                              According to the zoning office, the subject is
                              considered to be a legal non-conforming use.
--------------------------------------------------------------------------------
Source: City of Danville Zoning Ordinance
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

ZONING ANALYSIS AND CONCLUSIONS

According to the City of Danville Zoning ordinance, the subject property is a legal and non- onforming use under current guidelines. In addition, the property appears to conform to bulk and setback requirements as well as to parking requirements via a grandfather clause.

--------------------------------------------------------------------------------

================================================================================
                                                                    TAX ANALYSIS
--------------------------------------------------------------------------------

                             TAX AND ASSESSMENT DATA

The subject property is assessed by the City of Danville, Virginia, at approximately 100% of the assessor's estimated market value. The last general assessment of properties in Danville was in 1996/96. A re-valuation has not been rescheduled. Taxes are collected twice a year and are based upon a fiscal calendar from July to June. The subject's assessed value and current taxes are summarized below.

==============================================================================
                CURRENT ASSESSMENT AND TAX INFORMATION (1996/97)
------------------------------------------------------------------------------
                                     Assessed     Tax Rate       Annual
              Tax ID                   Value       / $100         Taxes
------------------------------------------------------------------------------
     Section 62 Block 1 Lot 1       $2,994,700     .0075         $22,460
------------------------------------------------------------------------------
Source:  City of Danville Assessor's Office
Compiled by: CB Commercial Real Estate Group, Inc.
==============================================================================

Based on the current tax rate of $0.75 per $100 assessed value, the estimated taxes for the subject amounts to $22,460, or $0.19 per square foot based on the rentable square footage of the center.

Tax and Assessment Conclusion

We have estimated the taxes for the shopping center at $22,460 for calendar year 1996 in our cash flow. Our discussions with the assessor indicated that the subject's taxes have increased in-line with the area's inflation rate, or approximately 4.0% per annum. We have therefore projected a long-term tax growth for all taxes equal to 4.0% per year.

--------------------------------------------------------------------------------

================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria that the highest and best use must meet are:

            o     legal permissibility;
            o     physical possibility;
            o     financial feasibility; and
            o     maximum profitability.

Highest and best use is applied specifically to the use of a site as vacant. It is recognized that in cases where a site has existing improvements, the concluded highest and best use as if vacant may be different from the highest and best use given the existing improvements (as improved). The existing use will continue, however, until the land value, in its highest and best use, exceeds that total value of the property under its existing use plus the cost of removing or altering the existing structure.

Implied in the highest and best use is a recognition of the contribution of a specific use to the community environment or to the community's development goals, in addition to wealth maximization of individual property owners. Also implied is that the conclusion of highest and best use that results from the appraiser's judgment and analytical skill, i.e., that the use determined from the analysis represents an opinion, not a fact to be found.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

HIGHEST AND BEST USE AS THOUGH VACANT

Legal Permissibility

The legally permissible uses were discussed in detail in the site analysis and zoning sections of this report. Based on our review of the zoning restrictions, the site can be developed with several different uses, including retail and commercial office uses.

Physical Possibility

The physical characteristics of the subject site were discussed in detail in the site analysis. Overall, a wide range of legally permissible uses would be physically possible, including a variety of commercial uses.

--------------------------------------------------------------------------------

================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

Financial Feasibility

The test of financial feasibility is put only to those uses which are legally permissible and physically possible. If the property is capable of generating a sufficient net income to cover the required rate of return on investment and provide a return to the land, then the usage is financially feasible within a defined price limit.

In our determination of financial feasibility we have analyzed current market rental rates for several different property types. The net income produced by the proposed or new improvements must provide a return above the cost to develop the property, including acquisition of the land.

Through a cost/income analysis we have determined that development of the subject site is not financially feasible at this time. Based on the analysis of supply and demand factors at the present time, rents achieved for retail and/or office uses would not support the cost of construction. Based on the aforementioned, we have determined that development of the subject site at the present time with a retail center is not currently feasible.

Maximum Profitability

The final test of highest and best use of the site as though vacant is the use be maximally productive, yielding the highest land value. Based on our feasibility analysis we have determined that land banking the subject site is the maximally productive use at the present time.

Conclusion: Highest and Best Use As Vacant

The concluded highest and best use of the subject as though vacant is land banking until such time that development of the site with a retail/commercial facility is financially feasible.

HIGHEST AND BEST USE AS IMPROVED

Legal Permissibility

As discussed, the subject site's zoning and legal restrictions permit a variety of land uses. Regardless, the site has been improved with a neighborhood shopping center. Based upon review of the City of Danville's Zoning Ordinance, it is our opinion that the improvements are within the established guidelines.

--------------------------------------------------------------------------------

================================================================================
                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

Physical Possibility

The physical characteristics of the subject improvements were discussed in detail in the improvement analysis section of this report. Overall, the layout and positioning of the improvements is considered functional for shopping center use, and the floor plan is considered to be reasonable in comparison to other shopping centers in the area. The improvements have good retail features, have been adequately maintained, and are physically capable of sustaining their current use over the extended future.

Financial Feasibility

As with the highest and best use of the site as though vacant, the financial feasibility of the site as improved is market derived. Typically, for retail properties similar to the subject, the test of feasibility is based on the amount of rent that can be generated less operating expenses. If a residual amount exists after paying the various expenses, then the land is being put to a productive use. At present, the subject is 100% leased, assuming the Dollar General lease is signed. CB Commercial estimates that the appropriate stabilized market occupancy approximates 95%. Based on the historical and current operating status of the subject property, CB Commercial anticipates that the improvements are capable of providing an adequate return on the investment before any debt service requirements. Therefore, we conclude that the current use of the improvements is a financially feasible use of the property as improved.

Maximum Profitability

Similar to the highest and best use of the site as though vacant, the maximum profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use.

Conclusion: Highest and Best Use as Improved

Based on the foregoing discussions, CB Commercial concludes that the highest and best use of the property, as improved, is consistent with the existing use as a shopping center. There are no apparent alternative uses of the existing improvements that would produce a higher net income and/or value over time than the current use. The current use is a legally permissible use and appears to represent the highest and best use as improved.

Furthermore, CB Commercial does not believe that conversion of the improvements or demolition is warranted or financially feasible.

--------------------------------------------------------------------------------

                                                                       VALUATION







                                   VALUATION

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

                              APPRAISAL METHODOLOGY

The appraisal process is defined as an orderly program by which the problem is planned and the data involved is acquired, classified, analyzed and interpreted into an estimate of value. In this process three basic approaches to value are considered: Cost Approach, Sales Comparison Approach, and Income Capitalization Approach. In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

The final step in the appraisal process is reconciliation -- a process by which CB Commercial analyzes alternative conclusions and selects a final value estimate from among two or more indications of value. CB Commercial weighs the relative significance, applicability and defensibility of each approach as it relates to the type of property being appraised.

THE COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.

SALES COMPARISON APPROACH

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences with the final estimate derived based on the general comparisons.

--------------------------------------------------------------------------------

================================================================================
                                                           APPRAISAL METHODOLOGY
--------------------------------------------------------------------------------

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of atypical conditions affecting the sales price. Although there have been few sales in the region, the sales that were gathered were utilized to form an opinion of value. However, given the lack of relevant sales data, we have not placed minimal reliance upon this approach and have used it to provide additional support to the Income Approach.

INCOME CAPITALIZATION APPROACH

The methodology of the Income Capitalization Approach is to determine the income-producing capacity of the property on a stabilized basis by estimating market rent from comparable rentals, making deductions for vacancy and collection losses and building expenses, then capitalizing the net income at a market-derived rate to yield an indication of value. The capitalization rate represents the relationship between net income and value.

Related to the direct capitalization method is the discounted cash flow method. In this method of capitalizing future income to a present value, periodic cash flows (which consist of a net income less capital costs, per period) and a reversion (if any) are estimated and discounted to a present value. The discount rate is determined by analyzing current investor yield requirements for similar investments.

Since investors are active in the marketplace for properties similar to the subject, the Income Capitalization Approach is particularly applicable to the appraisal problem at hand. There is an adequate quality and quantity of income and expense data available to render a reliable and defensible value conclusion. For income producing properties similar to the subject, the Income Capitalization Approach is considered to be the most reliable. Therefore, this approach has been employed as the primary methodology for this assignment.

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

                            SALES COMPARISON APPROACH

The Sales Comparison Approach provides an estimate of market value based on analyzing transactions of similar properties in the market area. The method is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing one with the same utility. When there is an adequate number of sales of truly similar properties with sufficient information for comparison, a range of values for the subject property can be developed.

There are various units of comparison available in the evaluation of sales data in this approach. The sale price per square foot is the most commonly used in this approach. The effective gross income multiplier (EGIM) is rarely used by market participants because of the inconsistencies in estimating effective or gross income, vacancy, and expense differences.

We conducted a thorough sales search for comparable shopping centers in the subject's market area. Through our sales search, we were able to identify a limited number of sales with similar characteristics to the subject. Due to the nature of the small market that the subject is located in, we had to expand our search to include similar small towns and cities throughout Virginia. Therefore, photographs were not available. The following table summarizes what are considered to be the most recent and proximate comparable sales. Detailed write-ups of each comparable are included in the addendum.

=========================================================================================================================
                                           SUMMARY OF COMPARABLE RETAIL SALES
-------------------------------------------------------------------------------------------------------------------------
                                                Gross
 No.      Property Name/ Location     Sale     Leasable                        NOI             OAR         Sale Price
                                      Date     Area (SF)     Sale Price       Per S.F.                       Per S.F.
-------------------------------------------------------------------------------------------------------------------------
  1     Franklin Plaza                4/95       78,000      $1,650,000      N/A, as the        N/A          $ 21.15
                                                                           center was 50%
        College & Armoury Dr.                                                 occupied
        Franklin, South Hampton
        County, Virginia

  2     Southwyck Plaza               10/94      66,922      $2,100,000      N/A, as the        N/A          $ 31.38
                                                                           center was 77%
        South Main St., Danville,                                             occupied
        Virginia

  3     Town Square                   8/94      133,037      $2,364,000      N/A, as the        N/A          $ 17.77
                                                                           center was 57%
        Route 58 & I-85                                                       occupied
        South Hill, Mecklenburg
        County, Virginia

  4     Nor-Dan Shopping              7/92      153,923      $2,100,000      N/A, as the        N/A          $ 13.64
                                                                           center was 55%
        Piney Forest Rd.                                                      occupied
        Danville, Virginia
-------------------------------------------------------------------------------------------------------------------------
Compiled by: CB Commercial Real Estate Group, Inc.
=========================================================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]

                                COMPARABLE SALES


--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

PRICE PER SQUARE FOOT ANALYSIS

The comparable sales indicate an unadjusted range of $13.64 per square foot to $31.38 per square foot. The following paragraphs discuss the analysis of the sales and the basis for adjustment.

PROPERTY RIGHTS

Real estate carries with it a bundle of property rights, which can be transferred in whole or in part. Examples of some of the most common property rights are the fee simple estate, leased fee estate, leasehold estate, and partial interests. The fee simple estate is the most all encompassing property right, and includes all rights to use the property. The leased fee estate is characterized by property that is encumbered by one or more leases. The leasehold estate is the lessee's rights to use a property on which there is a lease. Partial interests result when property rights are divided among two or more parties, and may involve controlling or noncontrolling interests. Selling prices may be impacted by the specific property; rights included in the transfer. Thus, any differences in property rights among the comparable sales must be identified, and may require adjustment to account for differences in property rights compares with the property rights appraised for the subject. In addition, adjustments may be necessary to reflect the difference between properties leased at market rent and those leased at a rent that is either below or above market levels.

All sales involved a leased fee estate, consistent with the interest being appraised. Therefore, no adjustments were required.

FINANCING TERMS

Financing terms provided by the seller can affect the sales price if they differ from terms available from third party lenders. The value estimate in this appraisal is based on an all cash payment to the seller, with buyers typically using institutional financing based on an appropriate loan-to-value ratio and market interest rate. Seller financing may have an upward influence on the sale price if favorable terms are provided.

All of the comparables sold for cash, or cash equivalent terms, to the seller. Therefore, no adjustments were necessary for this factor.

CONDITIONS OF SALE

Conditions of sale refers to buyer and seller motivations. In order to be instructive to the analysis, sales prices should be representative of arm's length transactions with no unusual buyer or seller motivations. Examples of unusual motivations include related parties,

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

assemblage (plottage) value, forced sale, tax considerations, and lack of sufficient exposure on the market. These circumstances may result in the following: manipulation of the price by buyer or seller, distress prices that do not reflect typical exposure or marketing time, or premiums (or discounts) associated with unusual motivations. In these cases, it is necessary to consider any unusual conditions of sale, and to make adjustments, if possible. Another example of a circumstance which is analyzed within the conditions of sale category is the situation of asking prices. Asking prices are often higher than the amount ultimately negotiated once an arm's length transaction has been consummated. Hence, it may be necessary; to adjust down for asking prices.

None of the sales will require condition adjustments as they are all deemed standard arms-length transactions.

MARKET CONDITIONS

Economic conditions may change between the sale date of the comparables and the effective date of value provided. Examples of changes in the market include changes in the economy, tax laws, supply, population growth, employment growth, inflation rates and buyer and seller perceptions. These forces may result in appreciation or depreciation, or may have no impact on real estate prices. Changes may impact real estate in general, or may have different impacts on different real estate segments. The adjustment for this factor is not a function of time, but of differences, if any, between time periods. Thus, it is possible that a period of time could elapse with no material change in market conditions having occurred.

The Danville and surrounding market has shown slow but steady growth as explained in our market analysis. Local market participants feel that little change has occurred over the past 1.5 to 2 years, however, before that, the market has improved in terms of rental rates and overall strength. Therefore sale #4, which transferred in July on 1992, will require an upward market conditions adjustment.

The following discussion analyzes the aforementioned comparables relative to the subject property.

Sale 1

Sale number one, is located in Franklin, South Hampton County, Virginia, which is approximately 175 miles east of the subject. The comparable is located near Route 58, which runs from Danville. Rental rates at the comparable property are superior ranging from $10.00/SF+. This is due to the Hampton Roads/Virginia Beach MSA being located less than 15 miles east of the subject property, which provides the area with close proximity to a major metropolitan area. Therefore, a downward location adjustment will be required. Furthermore,

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

the comparable has superior access and exposure being located on the corner of a fairly well traveled intersection in town. Therefore, downward adjustments will be required for location and exposure.

Franklin Plaza, is a 78,000 square foot shopping center which sold in April of 1995 for $21.21/SF. The transaction was reportedly cash equivalent and arms-length, requiring no size, market or conditions adjustments. The shopping center was constructed circa 1970 and is considered to be in similar condition to the subject property, requiring no physical adjustments. At the time of sale, the property was 50% occupied, which is significantly inferior to the subject property's 100% leased status assuming the Dollar General Store is in place. Therefore, a large upward occupancy adjustment will be required. The subject center is leased primarily on gross deals or expense reimbursement caps that significantly limit the expense recovery the subject can attain. Additionally, the subject has several leases that have what are considered to be favorable options. Some of the larger tenants such as Kroger and the Drug Store have renewal options for rental rates that do not increase from the current terms. As the comparable sale has standard triple net leases that do not have low rent options, its economic characteristics are considered to be superior, requiring a downward adjustment. Finally, the anchor tenants are considered similar requiring no adjustments. Overall, a downward adjustment is required.

Sale 2

Sale number two, is located on South Main Street in Danville, approximately five miles south of the subject property. The comparable is currently achieving rental rates of $5.00/SF for anchor space and $9.00/SF+ for satellite space. This area of Main Street is considered to be similar to the subject warranting no locational adjustments. However, the exposure and access are considered superior warranting a downward adjustment.

Southwyck Plaza, is a 66,922 square foot shopping center which sold in October of 1994 for $31.38/SF. The transaction was reportedly cash equivalent and arms-length, requiring no size, market or conditions adjustments. The shopping center was constructed in 1989 and is considered significantly superior in terms of quality and condition, requiring a downward adjustment. At the time of sale, the property was 77% occupied, which is inferior to the subject property. Therefore, an upward occupancy adjustment will be required. As mentioned in the previous sale, as the comparable sale has standard triple net leases that do not have low rent options, its economic characteristics are considered to be superior, requiring a downward adjustment. Finally, the anchor tenants are considered similar requiring no adjustments. Overall, a downward adjustment is required.

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

Sale 3

Sale number three, is located in South Hill, Mecklenburg County, Virginia, which is approximately 60 miles east of the subject. The comparable is located near at the Route 58/I-85 interchange. Rental rates at the comparable property are superior ranging from $8.00/SF+. The comparable is located just off of Interstate 85, which provides direct access to Raleigh /Durham North Carolina to the south and Richmond Virginia to the north. Therefore, due to this superior highway location, a downward adjustment will be required. Furthermore, the comparable has superior access and exposure requiring a downward adjustment.

Town Square, is a 133,037 square foot shopping center which sold in august of 1994 for $17.77/SF. The transaction was reportedly cash equivalent and arms-length, requiring no size, market or conditions adjustments. The shopping center was constructed circa 1970 and somewhat renovated in 1983. However, it was reported that the center will require a significant amount of deferred maintenance to bring it up to a competitive level in its market place. Therefore, the comparable is considered to be in similar condition to the subject property, requiring no physical adjustments. At the time of sale, the property was 57% occupied, which is significantly inferior to the subject property, requiring a large upward occupancy adjustment. As mentioned previously, as the comparable sale has standard triple net leases that do not have low rent options, its economic characteristics are considered to be superior, requiring a downward adjustment. Finally, the anchor tenants are considered similar requiring no adjustments. Overall, a downward adjustment is required.

Sale 4

Sale number four is located on Route 29 in Danville, approximately two miles north of the subject property. The comparable was achieving rental rates of approximately $5.00/SF for anchor space and $7.00/SF+ for satellite space. This area of Route 29 is considered very similar to the stretch of Route 58 that the subject is located on requiring no locational adjustments. However, the exposure and access are considered superior warranting a downward adjustment.

Nor Dan Shopping Center, at the time of sale was a 153,923 square foot shopping center which sold in July of 1992 for $13.64/SF. The transaction was reportedly cash equivalent and arms-length, requiring no size or conditions adjustments. However, as mentioned earlier, a market conditions adjustment will be required. The shopping center was constructed in 1961 and is considered to be inferior in terms of quality and condition, requiring an upward adjustment. At the time of sale, the property was 55% occupied, which is inferior to the subject property. Therefore, an upward occupancy adjustment will be required. Several of the comparable's leases were structured similar to the subject property, however, the main

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

anchors had standard triple net leases that do not have low rent options, therefore, its economic characteristics are still considered to be superior, requiring a downward adjustment. Finally, the anchor tenants are considered similar requiring no adjustments. Overall, a downward adjustment is required.

Summary of Adjustments

Adjustments made to the comparables are summarized in the following grid:

================================================================================
                             IMPROVED SALES ANALYSIS
                           SUMMARY OF ADJUSTMENTS (1)
--------------------------------------------------------------------------------
                                    Sale 1      Sale 2      Sale 3     Sale 4
--------------------------------------------------------------------------------
Unadjusted Price/ SF                  $21.15      $31.38     $17.77      $13.64
Property Rights                        0.00%       0.00%      0.00%       0.00%
                                       -----       -----      -----       -----
       Subtotal                       $21.15      $31.38     $17.77      $13.64

Financing Terms                        0.00%       0.00%      0.00%       0.00%
                                       -----       -----      -----       -----
       Subtotal                       $21.15      $31.38     $17.77      $13.64

Conditions of Sale                     0.00%       0.00%     $13.00       0.00%
                                       -----       -----     ------       -----
       Subtotal                       $21.15      $31.38     $17.77      $13.64

Market Conditions                      0.00%       0.00%      0.00%     +10.00%
                                       -----       -----      -----     -------
       Subtotal                       $21.15      $31.38     $17.77      $15.00

Other adjustments
       Physical characteristics
         Age/Quality/Condition         00.0%     -25.00%      0.00%      +5.00%
         Size                          0.00%       0.00%      0.00%       0.00%
         Parking                       0.00%       0.00%      00.0%       0.00%
         Functional Utility            0.00%       0.00%      0.00%       0.00%
       Location                      -15.00%       0.00%    -10.00%       0.00%
       Exposure/Access               -15.00%     -15.00%    -15.00%     -15.00%
       Occupancy                     +25.00%     +20.00%    +25.00%     +25.00%
       Economic Characteristics      -15.00%     -15.00%    -15.00%     -10.00%
                                     -------     -------    -------     -------
Total Other Adjustments              -20.00%     -35.00%    -15.00%      +5.00%
                                     -------     -------    -------      ------
Value Indication for Subject          $16.92      $20.40     $15.10      $15.75
--------------------------------------------------------------------------------
(1) The adjustment grid summarizes the direction and magnitude of adjustments judged appropriate to the comparable sales. In some cases adjustments may be derived directly from quantifiable data. However, in many instances the adjustments involve judgment of CB Commercial Real Estate Group, Inc.

Source: CB Commercial Real Estate Group, Inc.
================================================================================

Sale Price Per Square Foot Conclusion

The adjusted sales prices of the comparables range from $15.10 to $20.40 per square foot, with an average of $17.04 per square foot.

--------------------------------------------------------------------------------

================================================================================
                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

We have placed the most weight on sales #1, #2 and #4 due to the recent transfer date of sale #1 and the proximate location in Danville for sales #2 and #4. Therefore, we estimate a value of $16.00 PSF, for the subject. The calculation is presented as follows.



      ===================================================================
                     SALES PRICE PER SQUARE FOOT INDICATION
                                STABILIZED VALUE
      -------------------------------------------------------------------
        Indicated           Total Rentable
         Value/SF             Square Feet                  Total
      -------------------------------------------------------------------
      $16.00          x         118,535      =           $1,896,560

      Source: CB Commercial Real Estate Group, Inc.
      ===================================================================

The final value conclusion via the Sales Comparison Approach is calculated as follows:

================================================================================
                            SALES COMPARISON APPROACH
--------------------------------------------------------------------------------
Sales Comparison Approach "As Is"                                   $1,896,550
Rounded                                                             $1,900,000
Sales Comparison Approach "As Is" per square foot                       $16.03
--------------------------------------------------------------------------------
(1) See Income Capitalization Approach
Source: CB Commercial Real Estate Group, Inc.
================================================================================

Therefore we estimate that the as is market value of the leasehold Interest in the subject property, via the sales comparison approach, as of June 5, 1996, is:

                --- ONE MILLION NINE HUNDRED THOUSAND DOLLARS ---
                                  ($1,900,000)

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                         INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over period of time. The two common valuation techniques associated with the Income Capitalization Approach are direct capitalization and the discounted cash flow (DCF) analysis.

DIRECT CAPITALIZATION

Direct capitalization is the method used to convert a single year's estimate of income into a value indication. In direct capitalization, a precise allocation between return on and return of capital is not made because investor assumptions or forecasts concerning the holding period, pattern of income, or changes in value of the original investment are not simulated in the method. Direct capitalization is most appropriate when analyzing a stable income stream and in estimating the reversion at the end of a holding period. Using this method, the following sets forth the process:

      1. Estimate the Potential Gross Income (PGI) from all sources that a competent owner should be able to generate from a property based on existing and/or market rents.

      2. Deduct an estimate of Vacancy and Collection Loss (VCL) to arrive at an Effective Gross Income (EGI) estimate.

      3. Deduct operating expenses from the estimate of EGI. The result is an estimate of the stabilized Net Operating Income (NOI).

      4.    Estimate an Overall capitalization rate (R(o), or OAR).

      5. Divide the NOI by R(o), resulting in a value estimate at stabilized occupancy.

      6. Adjust the stabilized value to account for "As Is" condition, if applicable.

DISCOUNTED CASH FLOW ANALYSIS

The discounted cash flow (DCF) analysis is a detailed analysis used when the future income is expected to be variant, usually as a result of numerous lease obligations and/or anticipated changes in income and expenses. It is also particularly relevant when institutional buyers are the most likely purchasers of the subject because institutional buyers often place great weight on this analysis. The DCF analysis specifies the quantity, variability, timing, and duration of NOIs and cash flows. Selecting the proper yield rate (discount rate) is essential. CB Commercial must consider the target yield sought by investors as well as yields derived from comparable sales and/or market information. The methodology is:

      1. Estimate the before-tax cash flows for each period of a projected holding period net of any capital expenditures such as leasing expenses and tenant improvements.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

      2.    Estimate a discount rate and a terminal overall capitalization rate.
      3. Estimate a selling price, known as the reversion, for the end of the projected holding period.
      4. The cash flows and the reversion are then discounted to a present value estimate.

APPROPRIATE CAPITALIZATION METHOD

A number of factors were considered in evaluating the appropriateness of using the direct capitalization method and/or the DCF technique including the occupancy status, lease structures, above/below market rents and typical buyer behavior. As a result of considering the foregoing factors, both the DCF technique and the income capitalization technique are employed in this appraisal.

ESTIMATE OF MARKET RENT

Rent analysis involves both a study of market (comparable) rentals and the subject's existing rents (if any). Market rent is the rent that a property would most probably command in the open market; indicated by the current rents paid and asked for comparable space.

SUMMARY OF COMPARABLE RENTALS

CB Commercial surveyed competitive properties and lease transactions for comparison to the subject. The selected comparable rentals are considered some of the most competitive properties to the subject. Brokers in this market are uncomfortable with giving out specific lease data. They did however, tell us what the current rents in the centers are for anchor and in-line space without naming specific tenants. These are listed the following chart with a map and discussions of each comparable provided on the following pages.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

=========================================================================================================================
                          SUMMARY OF DANVILLE AREA COMPARABLE SATELLITE & ANCHOR SPACE RENTALS
=========================================================================================================================
                            Center Age
         Center Name &      ----------       Space      Tenant                             Space
 No.        Location           Size           Type      Name           Rent/SF              Size          Comments
=========================================================================================================================
  1    Danville Plaza      Early 1970's     In-Line     Confiden.      $7.00               9,800    No escalation's,
       S/W Quadrant of     ------------                                                             NNN
       Rt. 58 & 29           143,000
       Danville, VA                                     Confiden.      $6.00               13,500   Same


                                             Anchor     Harris         $6.80               30,924   Flat, expense cap
                                                        Teeter                                      reimbursement
=========================================================================================================================
  2    Ballou Park         1963/1996        In-Line     Confiden.      $9.00               3,800    Recent rent for
       South Main          ---------                                                                renovated space
       Street  Danville,    260,000
       VA                                               Confiden.      $4- $5.00           Varies   Reflects rental
                                                                                                    rates on old space,
                                                                                                    these lease
                                                                                                    structures are
                                                                                                    similar to the
                                                                                                    subject property
                                             Anchor     Food Lion      $7.75               29,000   Lease in new section
                                                        Cit Finance    $3.85               33,193   Lease in old section
=========================================================================================================================
  3    Nor Dan S.C.        1961/1994        In-Line     Confiden.      $5.00+              Varies   According to the
       Route 29 North      ---------                                                                leasing  agent, the
       Danville, VA        159,848                                                                  leases in the
                                                                                                    pre-renovated
                                                                                                    space are at the
                                                                                                    $5.00 range where the
                                                                                                    most recent leases
                                                                                                    signed are at the
                                                                                                    $7.00+ SF range.
                                             Anchor     Winn Dixie     $6.00+              22,720   The  leasing   agent
                                                                                                    was  very  reluctant
                                                                                                    to give exact  data,
                                                                                                    she  said   this  is
                                                                                                    basically  what  the
                                                                                                    rental  rate  is for
                                                                                                    this tenant.

=========================================================================================================================
  4    Riverside S.C.      1960             In-Line     Confiden.      $5.00+              1,000    Lease structure
       3232 Route 58       ----                                                            SF+      varies from NNN to
       Danville, VA        150,000                                                                  Gross
                                             Anchor     Big Lots &     $ 3.50+             20,000   Lease structure
                                                        Winn Dixie                         SF+      triple net
=========================================================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]
                               COMPARABLE RENTALS


--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

ANALYSIS OF COMPARABLE RENTALS

We have obtained comparable leases from shopping centers situated within the subject's micro market area which are summarized in the previous chart. In terms of satellite space, comparables #1 through #4 indicate that the leased spaces basically range in size from 1,000 to 9,800 square feet which adequately represents the subject's square footage range. All the leases cited were considered to represent current market conditions in the competitive marketplace. The leases include a variety of uses and represent a similar tenant mix to the subject center. The above leases are considered to be generally superior to the subject in terms of condition. Comparable #1 and #4 are both older centers that have not received extensive renovation. They have both been well maintained and are considered similar to the subject. Comparables #2 and #3 are both recent renovated centers, as can be seen some of the rents reflect space in the new sections and some reflect rents previous to the centers renovations. The pre-renovated rents are considered similar, while the renovated rents are superior. All of the compatibles are considered superior in terms of access and exposure, as detailed earlier in this report, the subject suffers from a lack of both exposure and accessibility. However, overall location is considered similar as the subject is located in a major commercial corridor similar to the comparables. We have examined the average effective rental rates of these comparables and determined that the effective rent is similar to the face rent, since their was no tenant improvements or free and escalation's in this market are generally flat.

These comparable centers are located throughout the Danville area in competitive areas to the subject property. The retail leases in the older properties and un-renovated shopping centers generally are based upon some form of gross lease or base year expense reimbursement. This basically means that the expense reimbursements are either zero in the case of a gross lease or only partial in the case of payments over a base year or of a specified cap. The newer and renovated centers as well as some of the more competitive older centers are generally signing leases on a triple net basis, whereby the tenants assume their proportionate share of operating expenses, real estate taxes, and insurance. The reason for the older, less well positioned centers in the market offering these advantageous lease terms to the tenants is to entice them from the newer centers in the area, which is the strategy of the subject property. We have also considered asking rental rates in our analysis, however, they were deemed to be less reliable than the leases presented. As a result, we have not included asking rentals.

The satellite space face rental rates ranged from $4.00/SF to $9.00/SF with a central tendency of $6.00/SF. The rents at the lower end of the range, or those in the $5.00/SF- range best reflect the subject property's achievable rents. As a result, we have concluded to a rental rate for the subject's satellite space of $4.25/SF. Based upon our analysis, we feel that a "gross" rental rate of $4.25/SF is adequately supported. Furthermore, local brokers reported that pad

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

site rentals similar to the subject's Virginia Bank, generally lease for a premium compared to the general in-line space. In polling brokers familiar with the subject and the competing properties, it was determined that a market rental rate of $6.00/SF would be most representative of the subject property.

The anchor leases from the competing properties ranged from $3.50/SF to $7.75/SF with an average lease rate of $5.58/SF. The anchor rents are based upon the same adjustments and general lease structures that the in-line have. In addition, all of the anchor leases have percentage rent clauses similar to the subject. For further support, we have analyzed several anchor leases from various small cities similar to Danville. As can be seen these range from $1.86/SF to $3.50/SF on a primarily gross basis. An additional upward adjustment will be required for the strengthening of market conditions since the time these lease were signed, however, they do give a good indication of what a center similar to the subject could achieve. As a result, we have concluded to a rental rate for the subject's anchor space of $2.50/SF. Based upon our analysis, we feel that a "gross" rental rate of $2.50/SF is adequately supported.

=========================================================================================================================
                                  SUMMARY OF COMPARABLE REGIONAL ANCHOR SPACE RENTALS
=========================================================================================================================
            Location          Tenant          Date          Size              Rent                   Comments
=========================================================================================================================
  1    Knoxville TN        Knoxville          8/92         73,000           $3.12          Gross  lease  with   landlord
                           Wholesales                                                      paying all expenses
                           Furniture
  2    Ahoskie, N.C.       Belks              3/92         43,200           $2.00          Gross Lease Structure
                           Department
                           Store
  3    Hickory N.C.        Furniture         10/91         60,000           $1.86          Gross Lease Structure
                           Outlet
  4    Albermarle N.C.     Helig Meyers       7/90         20,000           $3.50          Gross Lease Structure
                           Furniture
=========================================================================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
=========================================================================================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

In addition to surveying comparable centers, we have also analyzed the most recent lease transactions at the subject center. Since there have been a few recent leases at the subject property, these leases have been given substantial weight in our analysis of the subject's market rental rates. These leases are detailed below.

ANALYSIS OF SUBJECT LEASES

The following table summarizes the subject property's recent lease history.

==================================================================================================================
                                        SUMMARY OF RECENT SUBJECT LEASES
==================================================================================================================
                                New /     Term                          Contract                    TI's    Free
           Tenant               Renew    (Years)     Date      Size       Rent       Escalation     / SF    Rent
==================================================================================================================
Danville Chiropractic            New        5        4/96      6,400     $ 4.75         Flat        None    None
Dollar Store                     New        5        7/96      6,800     $ 3.75         Flat       $7.98    None

==================================================================================================================
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
==================================================================================================================

The typical lease at the subject property is gross whereby the tenant is not responsible for reimbursing the landlord for such expenses as real estate taxes, insurance, and common area maintenance (CAM). Recent retail leases at the subject range from $3.75/SF to $4.75/SF. The terms of the recent leases have typically been five years which is similar to quoted market terms. Based on our survey of local leasing agents and owners, five year terms are most common with satellite tenants such as those found in the subject center. Therefore, for the purpose of our analysis, we have utilized a lease term of five years for all tenant suites for speculative renewals.

In our interviews with competing leasing agents and owners, we also inquired as to the market norm for rent escalation's. Most of the agents agreed that leases are typically flat, with some sort of escalation or bump in the first option period. However, the newer and recently renovated centers are able to get some rental rate escalation's. Recent leases at the subject are flat for the term. Therefore, we have utilized an annual rental escalation in all speculative leases of 0.0%.

According to the subject leasing agent, small TI's are typically given for new space as an enticement, with the owner generally providing a " vanilla box" and some finishing for new tenants and nothing for renewals. We project that new TI's will equate to $5.00/SF and $0.00/SF for renewal leases.

All of the leasing agents surveyed reported minimal if any free rent. A review of the subject lease abstracts indicated that no free rent was typically offered to tenants that leased space in the subject center over the past three to four years. Therefore, based upon the most recent

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

leases written at the subject center as well as conversations with local leasing agents, we have projected that no free rent will be offered to prospective tenants.

CONCLUSIONS: MARKET RENT ESTIMATE FOR THE SUBJECT PROPERTY

Based on the previous analysis, the current market lease parameters for the subject property are estimated as follows:

================================================================================
                        CONCLUDED MARKET LEASE TERMS
                          (PER SQUARE FOOT / YEAR)
--------------------------------------------------------------------------------
          Category        Satellite Space      Pad Space         Anchor Space
--------------------------------------------------------------------------------
Market Rent                $4.25 (gross)     $6.00 (gross)       $2.50 (gross)
Lease Term                    5 Years           5 Years            10 Years
Annual Escalation              Flat              Flat                Flat
Tenant Improvements            $5.00             $5.00               $5.00
Free Rent (Months)           0 Months          0 Months            0 Months
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

CONTRACT RENT

As discussed, the subject's leasable area is comprises of one floor containing four suites and one pad site within one building. Currently, the subject is 100% leased, assuming the Dollar General lease is in place.

Through our research of the subject property, which included a complete review of lease abstracts, rent rolls (both current and historical), and detailed discussions with the on-site property manager, the following rent roll summary was utilized to detail currently leased suites and general information employed for this approach. Additionally, within the Addenda are copies of the tenant lease assumptions, generated by Pro-ject+ Plus, a computerized lease-by-lease analysis program.

Information submitted to us and contained in the Addenda provide additional support to the data and assumptions inputted for this method and is assumed to be correct and reliable. CB Commercial reserves the right to amend our input assumptions if any documentation is subsequently available which contradicts that assumed for this method. Located on the following page is the subject rent roll summary.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

======================================================================================================
                                  KINGS FAIRGROUNDS SHOPPING CENTER
                                              RENT ROLL
======================================================================================================
                                                 Square                          Rent / SF  Annual
   Suite                  Tenant                  Feet      Begin       End                   Rent
======================================================================================================
     1       Schewel Furniture                    60,200    8/90       1/01         $2.75    $165,550
     2       Danville Chiropractic                 6,400    4/96       3/01         $4.75     $30,400
     3       Dollar General*                       6,800    7/96       6/01         $3.75     $25,500
     4       Hook/Super-X                         12,160    3/72       2/97         $2.40     $29,184
     5       Kroger                               30,975    3/72       2/97         $2.40     $74,340
     6       Virginia Bank                         2,000    8/72       3/98         $5.40     $10,800
             Total Leased Square Feet            118,535         Average Rent:     $ 3.57    $335,774
             Vacant Space                              0
             Occupancy-Overall                      100%
======================================================================================================
* Currently, the clothing outlet is in place for 4,000 SF of the 6,800 square foot space that Dollar
General is set to lease by the end of June or early July 1996. According to the leasing agent for the subject, Dollar General has committed to signing the lease and has said that it is a done deal. For purposes of this analysis, we have included the rent that the outlet store pays which is on a month to month basis for $1,500 for the month of June, The Dollar General is expected to start paying rent in
July.
======================================================================================================
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
======================================================================================================

ANALYSIS OF TENANCY

The subject is comprised of regional and local tenants including Schewel, Kroger, Revco and soon Dollar General Store. Overall, the quality of the tenancy is considered to be good for the area. However, local brokers in the area point out that Schewel is not a large population draw to the center and feel that for the lead tenant it is a weak one. Current rental rates range from $2.40/SF to $5.40/SF.

SPECIAL LEASE PROVISIONS AND ASSUMPTIONS

The following discussion summarizes any lease provisions and assumptions of special note.

Pending Leases

As mentioned, the clothing outlet is in place for 4,000 SF of the 6,800 SF space that Dollar General is set to lease by the end of June or early July 1996. According to the leasing agent for the subject, Dollar General has committed to signing the lease and has said that it is a done deal. For purposes of this analysis, we have included the rent that the outlet store pays which is on a month to month basis for $1,500 for the month of June, The Dollar General is expected to start paying rent in July. This is the assumption that we have made in our leasing analysis.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Renewal Options

Options to renew at below or above market rent may have an impact on the valuation analysis. For example, if below market renewals are exercised, they may result in a downward impact on value. However, to the extent that re-tenanting costs are saved (rent loss during downtime, tenant improvements, leasing commissions, etc.), there may be an advantage in having the tenant renew at some rate below market rent in order to avoid these costs. The majority of recent leases at the subject have renewal options. Where applicable, if a tenants' option rent is below market, we have assumed that the tenant would exercise its renewal option. This is the case with Schewel Furniture, Kroger, Hook/Super-X and Virginia Bank. The Kroger and Hook-Super-X lease options are for the original lease terms including no rental rate increase, while the Schewel, option has a $0.50/SF increase in rent for the first option and a $0.16/SF increase in rent for the second option. Finally, the Virginia Bank option has an increase to $6.60/SF, which is slightly higher than market will be in 1998 when this lease expires. However, we have opted to renew this lease based upon conversations with property management that Virginia Bank has been in place since 1973 and have made no known intention of leaving. Furthermore, if they did opt to leave, they would most likely have to pay a triple net lease structure in a center that has available pad space, which would net a much higher lease rate than the gross lease structures at the subject property. Therefore, all of the mentioned lease options have been assumed to be renewed.

EXPENSE REIMBURSEMENTS

Current and future hypothetical retail leases which will encumber the subject property will be based upon gross or base year lease structures depending on the tenant. As the majority of the space at the center will be on option renewal through the end of our holding period, this really affects the in-line space only. In these situations, the lease renewals have been assumed to be similar to the current ones just negotiated, which are gross of all expenses. The landlord will be responsible for all operating expenses including CAM, real estate taxes and insurance.

The following is a breakdown of the subject's historical recoveries and CB Commercial's projections for the proforma. It should be noted that the subject's operating statements are based on a fiscal year basis, beginning June 1 and continuing through May 31.

Expense Reimbursements

Expense reimbursements for the subject property consist of either a capped figure for reimbursements of the CAM expense or a pro-rate reimbursement of taxes of a specified based year. The subject's historical expense reimbursements are as follows:

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

             ============================================
                        EXPENSE REIMBURSEMENT
             ============================================
                      Year             Total $ Amount
             ============================================
                      1993                  $13,895
                      1994                   $8,020
                      1995                  $15,375
                  1996 Budget                $9,672
                Year 1 Pro Forma             $9,257
             ============================================
             Source: Mark Centers Trust
             ============================================

The first year of our DCF model indicates reimbursements of $9,257. Historical expense reimbursements have fallen in recent years due in part to the in-line space being recently leased upon a total gross basis, where no expenses are recovered. As our pro-forma falls in line with the 1996 budget, we feel that these figures are supported.

OTHER INCOME

This income category can be derived from several different sources including tenant service income, merchants association fees, late fee income, short-term storage income, professional services provided for the tenants by the landlord/management, ground rent as well as other miscellaneous sources. The subject has no miscellaneous sources of income.

PERCENTAGE RENT INCOME

In addition to the basic rental charges, the tenants are sometimes responsible for paying the landlord additional rent equal to a specified percentage of the tenant's gross sales made in, upon, or from the premises, over a breakpoint factor or according to a specific schedule. Three of the subject tenants have percentage rent clauses contained within their leases.

===================================================================================================================
                                             PERCENTAGE RENT CLAUSES
===================================================================================================================
                                                                                                      CBC's FY97
         Tenant            Breakpoint      Percent         Year        Gross Sales    % Rent Paid     Projection
===================================================================================================================

Schewel Furniture          $4,000,000       2.00%          1994        $4,334,681        $6,694       $3,975,000
                           $4,750,000                      1995        $3,708,929        $0.00
Hook-Super X               $1,167,360       2.50           1994        $ 1,828,416      $16,526
                                                           1995        $ 1,624,191      $11,420       $1,640,000

Kroger                     $7,434,000       1.00%          1994        $8,031,549       $ 5,975       $7,745,000
                                                           1995        $7,718,161       $ 2,842
===================================================================================================================
* Price Chopper's percentage rent is offset by CAM and real estate tax recaptures.
===================================================================================================================
Source: Mark Centers Trust
Compiled by: CB Commercial Real Estate Group, Inc.
===================================================================================================================

Given the aforementioned sales histories, we have projected the gross sales for each tenant as illustrated in the right column of the table. We have also projected that the gross sales

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

figures will grow by 3.0% per annum over the course of the cash flow projection, which follows the economic growth trends outlined in our trade area analysis.

POTENTIAL GROSS INCOME

The potential gross income for the subject property is summarized as follows.

===========================================================================
               STABILIZED POTENTIAL GROSS INCOME (FY 1997)
---------------------------------------------------------------------------
                                                              Totals
---------------------------------------------------------------------------
Total Minimum Rent                                          $ 335,149
Expense Reimbursement
  - Common Area MaintenanceRecovery                          $  5,252
  - Real Estate Tax Recovery                                 $  4,005
  - Percentage Rent                                         $  16,434
                                                            ---------
Potential Gross Income                                      $ 360,840
---------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
===========================================================================

VACANCY AND COLLECTION LOSS

This is an allowance for reductions in potential income attributable to vacancies, tenant turnover, and non-payment of effective rent. In the direct capitalization process, a market-derived, stabilized vacancy and collection loss estimate is subtracted from potential gross income in order to arrive at effective gross income. The subject property is currently 100% leased. Furthermore, the subject's competitive market exhibits a vacancy level of approximately 4.0%. Due to the long-term leases and options at the subject property, the average vacancy rate over the projected holding period, which is attributed to downtime between leases, approximates a minimal 1.0%. In addition to vacancy, we estimated a blended credit loss factor of 2.0% which takes into account both national and local tenants at the subject center. Therefore, the combined long-term vacancy and credit loss factor for the subject property amounts to approximately 3.0%. In the first year of our discounted cash flow analysis, the combined credit loss amounts to $10,825.

EFFECTIVE GROSS INCOME

Given our estimate of potential gross income, other income, and a vacancy and collection loss, the estimated effective gross income is derived as follows:

          ==========================================================
                        EFFECTIVE GROSS INCOME (FY 1997)
          ==========================================================
          Potential Gross Income:                    $ 360,840
          Less:  Collection Loss                      $ 10,825
                                                      --------
          Effective Gross Income:                    $ 350,015
          ==========================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Our estimate of effective gross income used in direct capitalization is $350,015. This figure is the same as the EGI in the first year of our cash flow in the discounted cash flow method.

OPERATING EXPENSE ANALYSIS

In projecting the revenues and expenses for the subject property, we have analyzed the historical figures for fiscal years 1993 through 1995 as well as management's forecast of revenues and expenses for fiscal year 1996. In addition, we have utilized the Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers publication to assist in our analysis. We have considered the category " Region 4 (East): Open Shopping Centers" as the most representative of the subject property. A summary of the average expenses taken from this publication increased at an inflationary rate to reflect our fiscal year 1997 analysis are presented as follows:

        =======================================================
                     COMPARABLE EXPENSE ANALYSIS
        -------------------------------------------------------
                 Expense Category                 P.S.F.
        -------------------------------------------------------
          General & Administrative                $ 0.04
          Repairs & Maintenance                   $ 0.15
          Services                                $ 0.09
          Utilities                               $ 0.07
                                                  ------
                     Total CAM                    $ 0.35
          Real Estate Taxes                       $ 0.22
          Insurance                               $ 0.08
          Management Fees                         $ 0.20
        Total Operating Expenses                  $ 0.85
        -------------------------------------------------------
        Source: Institute of Real Estate Management's 1995 Income/Expense Analysis: Shopping Centers
        =======================================================



The actual income and expense history of the subject as well as our estimate of the subject's stabilized expenses are detailed as follows.

--------------------------------------------------------------------------------

================================================================================

--------------------------------------------------------------------------------
                                OPERATING HISTORY
                        KINGS FAIRGROUNDS SHOPPING CENTER
                               DANVILLE, VIRGINIA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
      118,535 SF-GLA                      1993                1994                1995        l996 Budget

                                    Amount     $/SF     Amount     $/SF     Amount    $/SF    Amount     $/SF
                                   ---------------------------------------------------------------------------
Gross Potential Income             $282,924   $2.39    $268,091   $2.26    $264,824  $2.23   $278,622   $2.35
Percentage Rent                      $3,000   $0.03     $15,000   $0.13     $21,941  $0.19    $30,200   $0.25
Expense Reimbursements              $13,895   $0.12      $8,020   $0.07     $15,375  $0.13     $9,672   $0.08
Credit Loss (Provision for Bad D   ($26,862) ($0.23)      ($290) ($0.00)         $0  $0.00   ($3,624)  ($0.03)

Total Income                       $272,957   $2.30    $290,821   $2.45    $302,140  $2.55   $314,870   $2.66

Legal & Professional & Other         $3,807   $0.03      $3,636   $0.03        $939  $0.01     $4,328   $0.04
Management                               $0   $0.00          $0   $0.00          $0  $0.00         $0   $0.00
Common Area Maint. (CAM)*           $29,743   $0.25     $28,657   $0.24     $36,224  $0.31    $43,880   $0.37
Real Estate Taxes                   $21,522   $0.18     $21,891   $0.18     $22,610  $0.19    $23,220   $0.20
Insurance                           $14,239   $0.12     $12,011   $0.10     $13,350  $0.11    $12,024   $0.10
Ground Rent                         $31,000   $0.26     $31,000   $0.26     $31,000  $0.26    $30,996   $0.26
--------------------------------------------------------------------------------------------------------------
Total Expenses                     $100,311   $0.85     $97,195   $0.82    $104,123  $0.88   $114,448   $0.97
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
NOI                                $172,646   $1.46    $193,626   $1.63    $198,017  $1.67   $200,422   $1.69
--------------------------------------------------------------------------------------------------------------

CAM includes landscaping, cleaning, utilities, security and maint. & repairs.

Source:  GB Commercial Real Estate Group, Inc - Appraisal Services
================================================================================

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Common Area Maintenance

The subject's historical and projected common area maintenance (CAM) expenses are as follows:

         ==========================================================
                      COMMON AREA MAINTENANCE EXPENSE
         ----------------------------------------------------------
                      Year                   Total $/SF Amount
         ----------------------------------------------------------
                      1993                            $0.28
                      1994                            $0.27
                      1995                            $0.32
                   1996 Budget                        $0.41

               CB 1996 Projection                     $0.33
         ----------------------------------------------------------
         Source: Mark Centers Trust
         ==========================================================

Common area maintenance (CAM) charges generally includes various items such as general and administrative expenses, repair and maintenance expenses, utilities, and general services such as cleaning, landscaping, security, and common area insurance expenses. We project the total CAM expense in 1996, before management fees, at $39,116 or $0.33/SF, which includes our administrative estimate of $0.03/SF. This is in-line with the historical and IREM expense analysis. According to accounting for the subject property, the 1996 budget was estimated conservatively high, therefore, significant weight was not put on this figure. Given the subject's historical CAM expense structure coupled with its effective age, occupancy and the services provided, the subject's projected CAM figure is considered reasonable.

Property Taxes

Historical and budgeted property tax expenses are as follows:

           ========================================================
                            PROPERTY TAX EXPENSE
           --------------------------------------------------------
                        Year                  Total $/SF Amount
           --------------------------------------------------------
                        1993                        $ 0.18
                        1994                        $ 0.18
                        1995                        $ 0.19
                     1996 Budget                    $ 0.20

                  Year 1 Pro Forma                  $ 0.19
           --------------------------------------------------------
           Source: Mark Centers Trust
           ========================================================

As discussed fully within the tax and assessment data section of the report, estimated taxes for fiscal year 1997 according to the City of Danville assessors office are $22,460.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Insurance

Historical and budgeted insurance expenses are as follows:

          ========================================================
                             INSURANCE EXPENSE
          --------------------------------------------------------
                       Year                  Total $/SF Amount
          --------------------------------------------------------
                       1993                        $ 0.12
                       1994                        $ 0.10
                       1995                        $ 0.11
                    1996 Budget                    $ 0.10

                CB 1996 Projection                 $ 0.10
          --------------------------------------------------------
          Source: Mark Centers Trust
          ========================================================

Insurance at the subject property includes both liability insurance and fire insurance. This expense has decreased from 1993 to 1995 to a level of $0.10/SF. We have placed primary emphasis on the subject's historical and 1996 budgeted insurance expenses and have estimated the insurance expense at $11,853, or $0.10/SF.

Professional Management Fee

In order to maintain the control of the property and subsequently ensure the stream of income that it generates, it is necessary to employ either internal or outside management. This expense is non-recoverable. In the case of the subject property, the property is managed internally and no management expense has been reflected in historical statements. Typical professional management fees in the local market range from 1.0% to 5.0% of effective gross income. Based upon the size and nature of the subject improvements, we have applied a management expense of 3.0% of effective gross income. Because management is calculated based on a percentage of effective gross income, this expense will vary each year because of fluctuations in the income stream. In the first year of our analysis, this expense equates to $10,500 or $0.08/SF.

Ground Lease Payments

The subject property is current encumbered by a ground lease agreement which is abstracted as follows:

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                      KINGS FAIRGROUNDS GROUND LEASE ABSTRACT
================================================================================
Landlord:                                         Danville Fair Association
Tenant:                                               Mark Centers Trust
Lease Commencement:                                      May 1, 1971
Lease Term:                                                55 Years
Options:                                     Three 10 year options & one 14 year
                                               option (total of 44 option years)
Rent:                                                 Year one - $15,000
                                                     Years 2-55 - $31,000
                                                     1st Option - $36,000
                                                     2nd Option - $39,500
                                                     3rd Option - $43,000
                                                     4th option - $46,500
================================================================================
Current Annual Base Rent Payment:                          $ 31,000
================================================================================

In addition to the above terms the tenant is obligated to pay an additional 10% of gross revenue from all income at the center beginning with the 13th lease year or in May of 1983. However, the landlord has not been paying this extra fee. As can be seen in the historical figures, the base payment of $31,000 only has been the final charge, therefore, we have estimated this to continue into the future.

Replacement Reserves

This expense typically represents a reserve for future replacement of long-lived items. The amount of reserve and whether it is included or not in the direct capitalization and DCF analyses depends on the actions reflected by buyers and sellers in the local market. Based on the available comparable data and discussions with brokers and investors, replacement reserves generally range from $0.10/SF to $0.20/SF for retail properties of similar quality and condition as the subject. Given the subject's average condition, we have estimated this expense at $0.15/SF or $17,780 in 1996 increasing at our projected annual expense growth rate of 3.0%. Based on discussions with local market participants, replacement reserves not are typically subtracted in calculating NOI when determining the cash flow in the DCF analysis.

Total Concluded Operating Expenses

The concluded stabilized operating expenses for the subject total an estimated $115,847, or $0.98 per rentable square foot. This total expense estimate is for the first year of our proforma and incorporates fiscal year conversions not reflected in the previous 1996 calendar year estimates. The expenses minus the ground lease payment for a total of $0.72/SF are slightly lower than the average indicated by IREM ($0.85/SF), the difference is the IREM management

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

fee which is $0.10/SF higher. However, according to local brokers a management fee higher than 3% would not be warranted in the area. Therefore, based upon this data and the historical operating expenses, our year one pro-forma is deemed reasonable.

CAPITALIZATION RATE

There are several methods for deriving an overall capitalization rate for direct capitalization. A common method for establishing an overall capitalization rate for properties similar to the subject is to review the criteria of major investors in the marketplace. This may serve as a check against other techniques or may be a primary source when ample data exists. While derivation of capitalization rates from comparable sales is preferable, we were unable to obtain adequate income and expense data to employ this method from the sales used within the Sales Comparison Approach. Therefore, the investor survey method is used as the primary approach in deriving our overall capitalization rate. The subject property is a retail shopping center that would be attractive to either a local or a national investor. The category in the published investor survey most comparable to the subject is class B neighborhood shopping center. The investors typically interviewed for the survey are regional or national investors associated with pension funds, REIT's, insurance companies, financial institutions, etc. The information below is taken from CB Commercial most recent National Investor Survey (first quarter 1996).

===================================================================================================
                                    SUMMARY OF INVESTOR SURVEY
                                   OVERALL CAPITALIZATION RATES
                              NEIGHBORHOOD SHOPPING CENTERS - CLASS B
====================================================================================================
              Investor Survey                    R(o) Range       Average        Date of Survey
====================================================================================================
CB Commercial National Investor Survey         9.0% - 11.5%         10.3%     First Quarter, 1996
====================================================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
====================================================================================================

The previous survey indicates an overall range of 9.0% to 11.5% for neighborhood shopping centers with an average of approximately 10.3%. The capitalization rate reflects the quality and duration of the income stream as well as the physical characteristics of the property. The tenant mix at the subject center is considered to be average to below average for the area, due tot he lead anchor tenant being a low draw furniture store. However, they are a national credit tenant which does help with future secured income stream. Lease expiration is fairly heavy, with approximately 40% of the center coming up for renewal in 1997, although it is most likely that the tenants will exercise their favorable lease options, this factor still presents risk to a potential Investor. The center is currently 100% leased, assuming the signing of the Dollar

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

General lease, which is said to be a guarantee. Overall, the quality, quantity and duration of the cash flow is considered to be fair. With respect to physical characteristics, the subject is a functional neighborhood center of average quality with poor visibly and access, in average overall condition. However, the subject is situated in one of the highest traffic volume area of Danville along Route 58 (Riverside Road).

Based upon this survey and the factors discussed above, an 11.0% overall capitalization rate (towards the upper middle of the range) appears to be appropriate for the subject property. However, as mentioned, the subject has several below market lease options for the majority of the space, that has been assumed to be exercised. In addition, the majority of the subject expenses are not reimbursed, which produced a very flat increase in NOI over the holding period. These combined factors affecting value, have produced a 12.32% implied overall rate in the first year of the cash-flow. Therefore, to reflect the fairly flat income stream over the holding period, an investor interested in the subject would normally load the overall rate by 50 to 100 basis points. Based upon this analysis, we have loaded the capitalization rate by 75 basis points to derive an overall capitalization rate on 11.75%, which is deemed reflective of current and future conditions at the subject property.

Direct Capitalization Summary

A summary of the direct capitalization method as applied to the subject property is illustrated in the following table:

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

================================================================================
                                KINGS FAIRGROUNDS
                          DIRECT CAPITALIZATION SUMMARY
================================================================================
                      Category                       Total          P.S.F.
================================================================================
Income
    Total Market Rent                               $ 335,149         $  2.83
    Recovery Income                                     9,257            0.08
                                                        -----            ----

    Gross Rental Income                             $ 344,406          $ 2.91
      Less: Vacancy and Credit Loss                   (10,825)         (0.09)
      Plus: Other Income                                    0            0.00
      Plus: Percentage Rents                      $    16,434            0.14
                                                  -----------            ----
     Effective Gross Income                         $ 350,015         $  2.95

Expenses
     Common Area Maintenance (CAM)                   (39,605)          (0.33)
     Real Estate Taxes                               (22,741)          (0.19)
     Insurance                                       (12,001)          (0.10)
     Management Fees                                ( 10,500)          (0.20)
     Ground Rent                                     (31,000)          (0.09)
                                                  -----------          ------
     Total Expenses                               $ (115,847)        $ (0.98)
       OER                                                33%

Net Operating Income                                $ 234,168         $  1.97
     CAPITALIZATION OF NOI:
     @11.75%                                      $ 1,992,919         $ 16.81

Reconciled Value                                  $ 2,000,000        $  16.87
================================================================================
Compiled by: CB Commercial Real Estate Group, Inc.
================================================================================

The concluded market value of the subject property, based on the direct capitalization method, is $2,000,000.

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS

Our DCF assumptions are summarized as follows. Most of the following assumptions have been discussed and supported within prior sections of the report. A discussion of the discount rate, terminal capitalization rate and holding period follow the assumptions summarized below.

================================================================================
                   SUMMARY OF DISCOUNTED CASH FLOW ASSUMPTIONS
                        KINGS FAIRGROUNDS SHOPPING CENTER
================================================================================

  General Assumptions
      Start Date                                      June 1, 1996
      Terms of Analysis                                 11 years
      Basis (Calendar /  Fiscal)                         Fiscal
      Software                                       Project + Plus
  Growth Rate Assumptions
      Expenses                                            3.0%
      Market Rent                                         3.0%
      Real Estate Taxes                                   3.0%
      Inflation (CPI)                                     3.0%
  Market Rent Assumptions
      Anchor                                         $ 2.50 (Gross)
      Satellite                                       $4.25 (Gross)
      Pad Site                                        $6.00 (Gross)
  Leasing Assumptions
      Lease Term                                         5 Years
      Renewal Probability                                  50%
      Weighted Average of:
        Tenant Improvements                               $2.50
        Months of Free Rent                                 0
        Leasing Commissions (Cashed-Out)                  4.0%
        Down Time Between Leases                        6 Months
  Tenant Assumptions
                                                   Existing tenant leases were
                                                   entered at contract rent and
                                                   terms. Speculative renewals
                                                   assume tenants will pay base
                                                   rent only, their pro rata
                                                   share of CAM, real estate
                                                   taxes and insurance is gross
                                                   meaning the landlord pays the
                                                   expense. Contractual
                                                   recoveries were input into
                                                   the model per their
                                                   respective leases.
 Miscellaneous Assumptions
      Credit Loss                                         3.0%
      Avg. Occupancy Over Projection Period                99%
      Structural Maintenance/ Reserves ($/SF)            $ 0.15

  Financial Assumptions
      Discount Rate (IRR)                                13.00%
      Terminal Overall Capitalization Rate (RO)          11.00%
      Costs of Sale                                       3.00%
--------------------------------------------------------------------------------
Source: CB Commercial Real Estate Group, Inc.
================================================================================

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNT RATE ANALYSIS

A discount rate is a rate of return on capital utilized to capitalize future payments or receipts to present value. It is based on the time value of money concept. For appraisal purposes, the rate used to convert income to property value should represent the annual rate of return necessary to attract investment capital. The rate is influenced by many considerations, including the degree of apparent risk, market attitudes with respect to future inflation, the prospective rates of return for alternative investment opportunities, supply of and demand for mortgage funds, and the availability of tax shelters. Because rates of return used in income capitalization represent prospective rates, as distinguished from historical rates, special consideration is given to market perceptions of risk and changes in purchasing power.

Although it is not possible to prove conclusively the suitability of a particular rate of return on the basis of market evidence, the chosen rate should be consistent with the available evidence. Rate selection requires judgment and knowledge concerning prevailing market attitudes and economic indicators. Both the discount rate and the reversionary capitalization rate must reflect the relative risk perceived by investors for the specific market being studied. Generalities must be avoided. To determine such rates, we have used surveys of real estate investors analyzed and adjusted for comparative returns found in the capital markets.

National investor surveys include data on investors operating regionally and nationally, such as representatives of insurance companies, commercial banks, pension funds, investment banking firms, syndication firms, and investment advisory firms. Such companies invest in all types of properties, including office buildings, retail shopping centers, hotels, apartment complexes, and industrial facilities. These surveys are valuable for determining general parameters but must be honed to the local market.

Based on surveys from CB Commercial Real Estate Group Inc. for the first quarter 1996, investment criteria for numerous market participants including investors that would be in competition for acquiring a property such as the subject are illustrated below.

================================================================================
                   FIRST QUARTER 1996 NATIONAL INVESTOR SURVEY
                      CLASS B NEIGHBORHOOD SHOPPING CENTERS
================================================================================
    TYPE OF FIRM         OVERALL CAP. RATES     GENERAL    DISCOUNT   REAL RATE
                                               INFLATION     RATE     OF RETURN
                  ----------------------------
                    GOING-IN       TERMINAL                  (IRR)      (RRR)
================================================================================
Range:               9-11.5         10-12         2-4      12-14.5      9.5-11
Average               10.3           10.8         3.1        13.1        10.1
================================================================================
Change from            -20           +10          -40        +50         +190
 3rd Qtr Survey
================================================================================

Source:  CB Commercial Real Estate Group Inc. - 1st Quarter 1996

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

We have surveyed national real estate investors for their investment criteria when purchasing real estate such as the subject. Investor expectations for inflation range from 2% to 4%, with an average of 3.1%. We have selected an inflation rate for our analysis of 3.0%. The discount rate reflects the quality and duration of the income stream as well as the physical and locational characteristics of the property. As discussed within the overall rate section, the tenant mix at the subject center is considered to be fair for the area with some regional tenants. Moreover, lease expiration is fairly concentrated into 1997 with several below market options. The center is currently 100% leased assuming the inclusion of the Dollar General that is said to be a done deal. Overall, the quality, quantity and duration of the cash flow is considered to be fair. With respect to physical characteristics, the subject is a functional neighborhood center of average quality and poor access and exposure in average overall condition. In addition, the subject is situated in an above average retail location with relatively high volumes of traffic. Finally, the subject is on a long term ground lease including the option periods. From the point of view of an investor purchasing a leasehold value is less desirable than a leased fee estate, which will cause an investor to increase the desired yield to account for the added risk.

In general, the discount rate (IRR) is comprised on a safe rate (usually Treasuries) and a risk premium. The risk premium is difficult to quantify but with sound logic a reasonable rate can be ascertained. The chart presented below graphically depicts real estates position within the risk/reward graph.

                    INVESTOR RISK VERSUS RETURN REQUIREMENTS

   Anticipated Return
                                                                  _ Real Estate

                                                   _ Common Stocks

                                        _   Corporate
                                        Bonds

                               _  Mortgage Backed
                               Securities

                  _ Municipal Bonds

        _ T - Bills

                                                                  Riskless Rate

   -----------------------------------------------------------------------------
   Perceived Level of Risk

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

US Treasury notes and bonds are considered risk free since they are backed by the United States government. Their rates only fluctuate with perceived inflation. The use of this, or any short term investment including the prime rate or LIBOR is meaningless when compared to an investment with a 10 year holding period. Accordingly, as a starting point, we only considered risk free or nearly risk free investments with a maturity of 10 years. These include Treasuries, corporate bonds and municipal bonds. Adjusted for daily fluctuations, these debt offerings are yielding 5.59% to 8.25%. Mortgaged backed securities generally tend to fall above these instruments. The next layer of risk would include debt rated as low as BBB. These notes are yielding as much as 10%. Long-term mortgages are also yielding over 10% considering the mortgage constant on a note priced at 250 to 300 basis points over comparable Treasuries. Riskier investments such as junk bonds vary widely from 12% to 22% on an unleveraged basis. Real estate, as indicated on the chart above falls between common stock (10%) and junk bonds (16%). To eliminate the burden of illiquidity, REIT's and similar investments are being created. They represent a quasi-real estate opportunity. REIT's are currently providing dividends ranging from 6% to 8% but offer potential yields of 15% to 20%

Various financial instruments are yielding between 5.59% and 8.25% depending upon the type of investment as indicated on the chart below based on data obtained from the Federal Reserve Statistical Release for the general time period of May 1996. It should be noted that over the past year we have witnessed an increase in the interest rate of all of the following instruments.

=====================================================================
INSTRUMENT                                             RATE
---------------------------------------------------------------------
Prime Rate                                            8.25%
---------------------------------------------------------------------
Municipal Bonds                                       5.96%
---------------------------------------------------------------------
Short-Term Treasury Securities (1 year)               5.59%
---------------------------------------------------------------------
Long Term Treasury Securities (10 years)              6.68%
---------------------------------------------------------------------
Corporate Aaa Bonds (10+ years)                       7.57%
---------------------------------------------------------------------
Corporate Baa Bonds (10 + years)                      8.25%
=====================================================================

The risk premium is the rate added to Treasuries to account for illiquidity, the capital markets and the economy. Whether the risk premium decreases in the near term is dependent solely on inflation, the growth of the economy and capital markets. During 1995, the Federal Reserve decreased interest rates in order to stimulate a sluggish economy. The low rates have continued during the early portion of 1996, however, have recently begun to ascend. Over the longer term, as the existing supply of space is absorbed, the risk premium will decrease.

Based on the above, we feel that the current required rate of return (IRR) for the subject would fall slightly below the middle of the range at 13.0%. This reflects the quality, quantity and cash

--------------------------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

flow risk associated with the subject property. As such, we have utilized a discount rate of 13.0% in our analysis.

TERMINAL RATE

To estimate the appropriate terminal capitalization rate, we have considered the rates reflected in the investment criteria outlined above for both going-in and terminal capitalization. Typically, under stable market conditions, the terminal capitalization rate will be greater than the going-in rate to reflect the risk associated with the holding period. Typically 50 to 100 basis points are added on to the terminal cap rate under stable market conditions to account for the additional risk. Furthermore, our national investor survey also indicated an average terminal capitalization 50 basis points greater than the going-in rate. However, with lower quality investments such as the subject, this spread tends to disappear as investors analyzing a property on a direct cap will load the overall rate, which typically will then equate to a supportable terminal rate.

It is evident by historical and current performance of the center and it is our opinion that the subject property will encounter fair-to-average market acceptance in the future. It is our opinion that a terminal capitalization rate of 11.0% is the most appropriate for the subject property.

A 3% deduction for costs of sale has been utilized to reflect the net reversionary value.

HOLDING PERIOD

To apply the discounted cash flow analysis, an estimate must be made of the appraised property's holding period based on typical investors' motives in the local market. Historical investment holding periods of similar shopping centers typically have ranged from 10 to 15 years. A 10- to 15- year holding period was analyzed to test the property's sensitivity to roll-overs. A 11-year holding period was selected.

Our discounted cash flow analysis is presented on the following page.

--------------------------------------------------------------------------------

---------------------------------
KINGS FAIRGROUNDS SHOPPING CENTER
DANVILLE VIRGINIA
---------------------------------

-------------------
DCF ANALYSIS OF THE
LEASED FEE INTEREST
-------------------

                                 1            2            3            4            5            6            7
Fiscal Year                   1997         1998         1999         2000         2001         2002         2003
=================================================================================================================
REVENUE
----------------------
GROSS RENTS               $335,149     $336,174     $338,174     $338,174     $338,124     $350,689     $362,359
TOTAL MINIMUM RENT        $335,149     $336,174     $338,174     $338,174     $338,124     $350,689     $362,359
TOTAL RECOVERIES            $9,257       $9,864      $10,488      $11,131      $11,795      $12,475      $13,180
TOTAL OVERAGE RENT         $16,434      $20,034      $23,740      $27,558      $31,490      $35,540      $39,712
POTENTIAL GROSS INCOME    $360,840     $366,072     $372,402     $376,863     $381,409     $398,704     $415,251

 Less:
------
CREDIT LOSS               ($10,825)    ($10,982)    ($11,172)    ($11,306)    ($11,442)    ($11,961)    ($12,457)
                          ---------------------------------------------------------------------------------------

EFFECTIVE GROSS INCOME    $350,015     $355,090     $361,230     $365,557     $369,967     $386,743     $402,794

EXPENSES
----------------------
LEGAL & PROFESSION         ($3,600)     ($3,708)     ($3,820)     ($3,934)     ($4,052)     ($4,174)     ($4,299)
COMMON AREA MAINT.        ($36,005)    ($37,085)    ($38,197)    ($39,343)    ($40,523)    ($41,739)    ($42,991)
REAL ESTATE TAXES         ($22,741)    ($23,423)    ($24,126)    ($24,849)    ($25,595)    ($26,363)    ($27,154)
INSURANCE                 ($12,001)    ($12,361)    ($12,732)    ($13,114)    ($13,507)    ($13,913)    ($14,330)
GROUND RENT               ($31,000)    ($31,000)    ($31,000)    ($31,000)    ($31,000)    ($31,000)    ($31,000)
MANAGEMENT FEE            ($10,500)    ($10,653)    ($10,837)    ($10,967)    ($11,099)    ($11,602)    ($12,084)
                          ---------------------------------------------------------------------------------------
TOTAL EXPENSES           ($115,847)   ($118,230)   ($120,712)   ($123,207)   ($125,776)   ($128,791)   ($131,858)

NET OPERATING INCOME      $234,168     $236,860     $240,518     $242,350     $244,191     $257,952     $270,936

CAPITAL COSTS
-------------
RESERVES                  ($17,780)    ($18,491)    ($19,231)    ($20,000)    ($20,800)    ($21,632)    ($22,498)
COMMISSIONS               ($16,727)     ($1,320)          $0           $0     ($18,060)    ($21,733)     ($1,320)
ALTERATIONS               ($53,992)     ($5,304)          $0           $0           $0     ($38,256)     ($6,149)
                          ---------------------------------------------------------------------------------------

CASH FLOW                 $145,669     $211,745     $221,287     $222,350     $205,331     $176,331     $240,969

VALUATION OF THE LEASED FEE INTEREST: As of June 5, 1996
=================================================================================================================
NPV of the annual cash flow:                                Calculation of the lump sum reversion:
--------------------------------------------------------    ------------------------------------------------
Holding period in # of years                          11    12th year NOI:                          $304,577
SF/GLA                                           118,535    Reversionary cap. rate:                   11.00%
Discount rate:                                    13.00%    Reversion:                            $2,768,882
NPV of Cash Flow, FY 1997-2007                $1,179,590    Less:
                                                             Selling Costs (3%)                    ($83,066)
                                                             Alterations                                  $0
                                                             Commissions                                  $0
                                                             Reserves                              ($27,372)
                                                                                                  ----------
                                                             Net Sale Price                       $2,658,443

=================================================================================================================


                                     8            9           10           11           12
Fiscal Year                       2004         2005         2006         2007         2008
==========================================================================================
REVENUE
----------------------
GROSS RENTS                   $362,359     $362,359     $367,376     $367,207     $386,733
TOTAL MINIMUM RENT            $362,359     $362,359     $367,376     $367,207     $386,733
TOTAL RECOVERIES               $13,903      $14,648      $15,417      $16,208      $16,775
TOTAL OVERAGE RENT             $44,010      $48,436      $53,143      $57,690      $62,526
POTENTIAL GROSS INCOME        $420,272     $425,443     $435,936     $441,105     $466,034

 Less:
------
CREDIT LOSS                   ($12,608)    ($12,763)    ($13,078)    ($13,233)    ($13,981)
                          -----------------------------------------------------------------

EFFECTIVE GROSS INCOME        $407,664     $412,680     $422,858     $427,872     $452,053

EXPENSES
----------------------
LEGAL & PROFESSION             ($4,428)     ($4,561)     ($4,698)     ($4,839)     ($4,984)
COMMON AREA MAINT             ($44,281)    ($45,609)    ($46,978)    ($48,387)    ($49,839)
REAL ESTATE TAXES             ($27,968)    ($28,807)    ($29,672)    ($30,562)    ($31,479)
INSURANCE                     ($14,760)    ($15,203)    ($15,659)    ($16,129)    ($16,612)
GROUND RENT                   ($31,000)    ($31,000)    ($31,000)    ($31,000)    ($31,000)
MANAGEMENT FEE                ($12,230)    ($12,380)    ($12,686)    ($12,836)    ($13,562)
                          -----------------------------------------------------------------
TOTAL EXPENSES               ($134,667)   ($137,560)   ($140,693)   ($143,753)   ($147,476)

NET OPERATING INCOME          $272,997     $275,120     $282,165     $284,119     $304,577

CAPITAL COSTS
-------------
RESERVES                      ($23,398)    ($24,333)    ($25,307)    ($26,319)    ($27,372)
COMMISSIONS                         $0           $0     ($19,565)    ($23,750)          $0
ALTERATIONS                         $0           $0           $0     ($45,035)          $0
                          -----------------------------------------------------------------

CASH FLOW                     $249,599     $250,787     $237,293     $189,015     $277,205

VALUATION OF THE LEASED FE
===========================================================================================
                              Value is calculated as:                    Distribution
-------------------------------------------------------------------------------------
                              NPV of the Annual NOI:      $1,179,590            63.0%
                              NPV of the Reversion:         $693,050            37.0%
                                                            --------            -----
                              MARKET VALUE:               $1,872,640           100.0%
                              ROUNDED TO:                 $1,900,000

                              ------------------------
                              Price Per SF:                      $16




===========================================================================================

Prepared by: CB COMMERCIAL REAL ESTATE GROUP. INC - APPRAISAL
-------------------------------------------------------------

================================================================================
                                                  INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW CONCLUSION

We used "PRO-JECT +plus" computer software to create a cash flow model for a long term hold. Reference is made to the "Annual Cash Flow Report", generated by the Pro-ject software, on the previous page which provides a summary of cash flow from all sources. We utilized a 11-year holding period and have discounted the cash flow on a fiscal year basis from 1997 to 2007. The cash flow incorporates the terms of existing leases during the analysis period and our assumptions regarding the lease-up of vacant space. It also calculates renewal rentals when leases expire based on current market rent escalated at a growth factor. In addition, a forecast was made for 15 years to check for any irregularities in the income stream which may artificially affect the reversionary sale price. It should be noted that based on our analysis of the extended holding period indicated that there was significant rollover in the 11th year indicating an eleven year hold with a cap of the twelfth year would be most representative of current market conditions. Therefore, we capitalized the 12th year net operating income to determine the reversionary value at the end of year 11.

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The preceding analysis indicates the following conclusions:

        ==========================================================
                  INCOME CAPITALIZATION APPROACH VALUES
        ----------------------------------------------------------
        Method                                   Indicated Value
        ----------------------------------------------------------
        Direct Capitalization                      $ 2,000,000
        Discounted Cash Flow                       $ 1,900,000
        ----------------------------------------------------------
        Source: CB Commercial Real Estate
        ==========================================================

Greater emphasis is placed on the DCF analysis because it is the method likely to be used by a typical investor. As a result, based on the Income Capitalization Approach, CB Commercial concludes a value estimate for the subject property of $1,900,000. This equates to $16.03 per rentable square foot.

--------------------------------------------------------------------------------

                                                                      CONCLUSION







                                   CONCLUSION

================================================================================
                                                         RECONCILIATION OF VALUE
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                             RECONCILIATION OF VALUE

CB Commercial was instructed to estimate the market value of the leasehold interest in the subject property. The value conclusions for each applicable approach are summarized below.



===========================================================================
                       SUMMARY OF VALUE CONCLUSIONS
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Cost Approach                                         N/A
Sales Comparison Approach                         $ 1,900,000
Income Capitalization Approach                    $ 1,900,000
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Source: CB Commercial Real Estate Group, Inc.
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The Income Capitalization Approach is considered the most persuasive method for valuing the subject property. This approach is predicated on the principle of anticipated economic benefits and, therefore, best reflects the investment characteristics of the subject. Properties such as the subject are typically purchased by investors; thus, this approach must closely parallels the anticipated analysis that would be employed by the most typical purchaser. Since the subject property has a number of existing leases with a variety of terms, the DCF technique best models the future cash flow stream to a prospective buyer.

The Sales Comparison Approach is predicated on the principle that an investor would pay no more for an existing property than for a comparable property with similar utility. This approach is contingent on the reliability and comparability of available data. The data developed was considered sufficiently reliable to reach a value conclusion by the Sales Comparison Approach. However, due to the lack of truly comparables sales in recent years, this method is given secondary consideration in the reconciliation.

The Cost Approach is predicated on the principle that an investor would pay no more for an existing property than it would cost to acquire land and construct a building with similar utility. Based on our analysis of the subject area, market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Furthermore, due to the age of the subject and current market conditions, accrued depreciation would be substantial and difficult to estimate. An investor would not use the Cost Approach due to the imprecise nature of estimating the accrued physical, functional, or external depreciation affecting the improvements. Therefore, for this assignment, the Cost Approach has not been employed to render a value indication for the subject property.

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                                                         RECONCILIATION OF VALUE
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The final value conclusion and the approaches relied upon give strong consideration to the market behavior of the typical buyer and current market environment for the property appraised.

Based on the foregoing analysis, it is concluded that the market value of the leasehold interest in the subject property, subject to the assumptions and limiting conditions, as of June 5, 1996, is:

                    ONE MILLION NINE HUNDRED THOUSAND DOLLARS
                                  ($ 1,900,000)

This value is subject to all of the assumptions and limiting conditions stated throughout the report, including specific assumptions and limiting conditions.

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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to total that would adversely affect marketability or value. CB Commercial is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Commercial, however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. It is assumed that improvements have been constructed or will be constructed according to approved architectural plans and specifications and in conformance with recommendations contained in or based upon any soils report(s).

      Unless otherwise specifically noted in the body of this report, it is assumed: that any existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are, or will be upon completion, in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that it or they will withstand any known elements such as windstorm, hurricane, tornado, flooding, earthquake, or similar natural occurrences; and, that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Commercial professionals are not engineers and are not competent to judge matters of an engineering nature. CB Commercial has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Commercial by ownership or management; CB Commercial inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Commercial was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Commercial reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Commercial has no knowledge of the existence of such materials on or in the property. CB Commercial, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

      We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Commercial. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.

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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Commercial has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Commercial reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Commercial of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Commercial will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CB Commercial assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CB Commercial is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Commercial does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Commercial.

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Commercial to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Unless otherwise noted in this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CB Commercial nor may this report or copies hereof be transmitted to third parties without said consent, which consent CB Commercial reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express

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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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      written consent of CB Commercial which consent CB Commercial reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Commercial shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area have been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Commercial unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Commercial assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Commercial assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CB Commercial assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Not withstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Commercial has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Commercial has no specific information relating to this issue, nor is CB Commercial qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.

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                                             ASSUMPTIONS AND LIMITING CONDITIONS
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24. For our analysis, we have relied on the information provided by the detailed rent roll and information provided by the subject leasing agent. We have assumed all information is correct. Furthermore, we have assumed all leases out for signature will be returned signed, and executed as of the date indicated to us by the leasing agent. We reserve the right to amend this appraisal should any of this information be later found to be incorrect.

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                                                                         ADDENDA


                                     ADDENDA

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                                                                         ADDENDA
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                                     ADDENDA

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                                                    ADDENDUM A GLOSSARY OF TERMS
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                                   ADDENDUM A

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                                                    ADDENDUM A GLOSSARY OF TERMS
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                                GLOSSARY OF TERMS

assessed value Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

cash equivalency The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

contract, coupon, face, or nominal rent The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

coupon rent
  See  Contract, Coupon, Face, or Nominal Rent

effective rent 1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ** 2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

face rent
  See  Contract, Coupon, Face, or Nominal Rent

fee simple estate Absolute ownership unen-cumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. **

floor area ratio (FAR) The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. **

full service lease  A lease in which rent covers all operating expenses.
  Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

going concern value Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

gross building area (GBA) The sum of all areas at each floor as measured to the exterior walls.

insurable value Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

investment value Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be established by an expert on real estate and its value, that is, an appraiser. +

leased fee
  See leased fee estate

leased fee estate An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the

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                                                               GLOSSARY OF TERMS
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  lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.**

leasehold
  See leasehold estate

leasehold estate The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.**

load factor The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

market value "as if complete" on the appraisal date Market value as if complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

market value "as is" on the appraisal date Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

market value Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.ss.

marketing period The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. **

net lease Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

net rentable area (NRA)  1) The area on which rent is computed. 2) The Rentable
  Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

nominal rent
  See  Contract, Coupon, Face, or Nominal Rent

prospective future value "upon completion of construction" Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value estimate at this stage is stated in current dollars unless otherwise indicated.

prospective future value "upon reaching stabilized occupancy" Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value estimate at

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                                                               GLOSSARY OF TERMS
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  this stage is stated in current dollars unless otherwise indicated.

reasonable exposure time The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market. **

rent
  see
  full service lease
  net lease
  contract, coupon, face, or nominal rent
  effective rent

shell space Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

Usable Area 1) The area actually used by individual tenants. 2) The Usable Area of an office is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

use value  Use value is a concept based on the productivity of an economic good.
  Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale. +

value appraised During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time.

See also

market value "as is" on the appraisal date

market value "as if complete" on the appraisal date

prospective future value "upon completion of construction"

prospective future value "upon reaching stabilized occupancy"

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                                         ADDENDUM B - COMPARABLE RENTAL PROFILES
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                           COMPARABLE RENTAL PROFILES

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                                         ADDENDUM B - COMPARABLE RENTAL PROFILES
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COMPARABLE RENTAL #1


Project:                   Danville Plaza

Location:                  S/W quadrant of Route 58 and Route 29 interchange
                           Danville, Virginia
Description

Size:                      143,000 SF
Stories:                   1
% Occupied:                100%
Year Built:                Early 1970's
Anchor Tenants:            Value City Furniture - 74,499 SF, Harris Teeter -
                           30,924 SF

Leasing information

Lessee:                    Confidential
Commencement Date:         1995
Lease Term:                5 Years
Area Leased:               9,800 SF
Annual Rent/SF:            $7.00/SF
Rent Escalation:           Flat
Concessions:               None
Effective Rent/SF:         $7.00/SF
Tenant Improvements:       None
Lease Type:                Triple Net

Lessee:                    Confidential
Commencement Date:         1996
Lease Term:                5 Years
Area Leased:               13,500 SF
Annual Rent/SF:            $6.00/SF
Rent Escalation:           Flat
Concessions:               None
Effective Rent/SF:         $6.00/SF
Tenant Improvements:       None
Lease Type:                Triple Net

Lessee:                    Harris Teeter
Commencement Date:         N/A
Lease Term:                N/A
Area Leased:               30,924 SF
Annual Rent/SF:            $6.80/SF
Rent Escalation:           Flat
Concessions:               None
Effective Rent/SF:         $6.80/SF
Tenant Improvements:       None
Lease Type:                Expense Cap reimbursement

Comment: This shopping center is located in close proximity to the subject center and is fairly similar in overall condition. The property owners are considering a major renovation on the center.

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                                         ADDENDUM B - COMPARABLE RENTAL PROFILES
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COMPARABLE RENTAL #2

Project:                   Ballou Park Shopping Center

Location:                  South Main Street, Danville, Virginia

Description

Size:                      260,000 SF (after renovations complete, currently
                           240,000 SF)
Stories:                   1
% Occupied:                92%
Year Built:                1963 - currently under complete renovation
Anchor Tenants:            CIT Finance - 33,193 SF, Food Lion - 29,000 SF

Leasing information

Lessee:                    Confidential
Commencement Date:         1996
Lease Term:                5 Years
Area Leased:               3,800 SF
Annual Rent/SF:            $9.00/SF
Rent Escalation:           Flat
Concessions:               None
Effective Rent/SF:         $9.00/SF
Tenant Improvements:       None
Lease Type:                Triple Net

Lessee:                    Confidential
Commencement Date:         N/A
Lease Term:                5 Years
Area Leased:               Varies
Annual Rent/SF:            $4.00/SF - $5.00/SF (Rates for un-renovated space)
Rent Escalation:           Flat
Concessions:               None
Effective Rent/SF:         $6.00/SF
Tenant Improvements:       None
Lease Type:                Mainly gross or expense cap

Lessee:                    Food Lion
Commencement Date:         1996
Lease Term:                20 Years
Area Leased:               29,000 SF
Annual Rent/SF:            $7.75/SF
Rent Escalation:           Flat
Concessions:               None
Effective Rent/SF:         $6.80/SF
Tenant Improvements:       None
Lease Type:                NNN

Comment: This shopping center is currently undergoing a complete renovation. The center is located approximately three miles south of the subject property.

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                                         ADDENDUM B - COMPARABLE RENTAL PROFILES
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COMPARABLE RENTAL #3

Project:                   Nor Dan Shopping Center

Location:                  Route 29 north, Danville, Virginia

Description

Size:                      159,848 SF
Stories:                   1
% Occupied:                100%
Year Built:                1961 - major renovation completed 1994
Anchor Tenants:            Winn Dixie - 22,720 SF, Revco, Woolworth

Leasing information

Lessee:                    Confidential
Commencement Date:         1994
Lease Term:                5 Years
Area Leased:               N/A
Annual Rent/SF:            $5.00/SF+ (pre-renovated leases)
Rent Escalation:           Flat
Concessions:               None
Effective Rent/SF:         $5.00/SF
Tenant Improvements:       None
Lease Type:                Gross to expense cap

Lessee:                    Winn Dixie
Commencement Date:         N/A
Lease Term:                N/A
Area Leased:               22,720 SF
Annual Rent/SF:            $6.00/SF+
Rent Escalation:           Flat
Concessions:               None
Effective Rent/SF:         $6.00/SF+
Tenant Improvements:       None
Lease Type:                N/A

Comment: This shopping center is located approximately two miles north of the subject center and was recently renovated in 1994. It last sold in 1992 for a price of $13.64/SF in its pre-renovated state, with a 45% vacancy rate.

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                                           ADDENDUM B COMPARABLE RENTAL PROFILES
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COMPARABLE RENTAL #4

Project:                   Riverside Shopping Center

Location:                  3232 Riverside Drive, Danville, Virginia

Description

Size:                      150,000 SF
Stories:                   1
% Occupied:                95%
Year Built:                1960
Anchor Tenants:            Big Lots - 19,648 SF, Winn Dixie - 27,840 SF

Leasing information

Lessee:                    Confidential
Commencement Date:         N/A
Lease Term:                5 Years
Area Leased:               1,000 SF+
Annual Rent/SF:            $5.00/SF+
Rent Escalation:           Flat
Concessions:               None
Effective Rent/SF:         $5.00/SF
Tenant Improvements:       None
Lease Type:                Varies from triple net to gross

Lessee:                    Big Lots & Winn Dixie
Commencement Date:         N/A
Lease Term:                N/A
Area Leased:               19,000 SF+
Annual Rent/SF:            $4.00/SF+
Rent Escalation:           Flat
Concessions:               None
Effective Rent/SF:         $4.00/SF+
Tenant Improvements:       None
Lease Type:                N/A

Comment: This shopping center is located approximately 1 mile west of the subject along Route 58. However, it has far superior access and exposure directly on Route 28. The center is in good condition with apparent minor renovations and above average maintenance.

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                                      ADDENDUM C - COMPARABLE RENTAL PHOTOGRAPHS
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                          COMPARABLE RENTAL PHOTOGRAPHS


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                                      ADDENDUM C - COMPARABLE RENTAL PHOTOGRAPHS
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                                [GRAPHIC OMITTED]


                           RENTAL #1 - DANVILLE PLAZA

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                     RENTAL #2 - BALLOU PARK SHOPPING CENTER

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================================================================================
                                      ADDENDUM C - COMPARABLE RENTAL PHOTOGRAPHS
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                       RENTAL #3 - NOR DAN SHOPPING CENTER

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                      RENTAL #4 - RIVERSIDE SHOPPING CENTER

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================================================================================
                                           ADDENDUM D - COMPARABLE SALE PROFILES
--------------------------------------------------------------------------------

                            COMPARABLE SALE PROFILES


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================================================================================
                                           ADDENDUM D - COMPARABLE SALE PROFILES
--------------------------------------------------------------------------------

COMPARABLE IMPROVED SALE #1

PROPERTY IDENTIFICATION

Project:                            Franklin Plaza

Location:                           Corner of College & Armoury Drive, Franklin,
                                    South Hampton County, Virginia

Tax Map No.:                        120 - (110)-2A

PROPERTY DESCRIPTION

Land Area:                          7.0 acres
Building Area (GLA):                78,000 square feet
Construction:                       Steel Frame with Masonry facade
Year Built:                         1973
Quality/Condition:                  Average/Average

SALE DATA

Sale Price:                         $1,650,000
Interest Conveyed:                  Leased Fee
Financing:                          Cash Equivalent
Date of Sale:                       April, 1995
Grantor:                            Franklin Associates
Grantee:                            Sout Hampton Realty L.L.C

INCOME DATA

Occupancy at Sale:                  50%
Gross Income:                       N/A
Expenses:                           N/A
Net Income:                         N/A

VALUE INDICATORS

Price/SF GLA:                       $21.15/SF
GIM:                                N/A
OAR:                                N/A

COMMENTS:

This is the sale of a shopping center just west of the Hampton-Roads/Virginia Beach MSA, approximately 175 miles east of the subject property. The comparable is located just off of Route 58, which runs directly in front of the subject. Current anchors include Winn Dixie, Family Dollar and Rite Aid.

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================================================================================
                                           ADDENDUM D - COMPARABLE SALE PROFILES
--------------------------------------------------------------------------------

COMPARABLE IMPROVED SALE #2

PROPERTY IDENTIFICATION

Project:                            Southwyck Plaza

Location:                           South Main Street (Route 86), Danville,
                                    Virginia

Tax Map No.:                        178A-13-1 & 5

PROPERTY DESCRIPTION

Land Area:                          11.408 acres
Building Area (GLA):                66,922 square feet
Construction:                       Steel Frame with Masonry facade
Year Built:                         1989
Quality/Condition:                  Good/Good

SALE DATA

Sale Price:                         $2,100,000
Interest Conveyed:                  Leased Fee
Financing:                          Cash Equivalent
Date of Sale:                       October, 1994
Grantor:                            Granite Development Limited
Grantee:                            Benson & Associates

INCOME DATA

Occupancy at Sale:                  77%
Gross Income:                       N/A
Expenses:                           N/A
Net Income:                         N/A

VALUE INDICATORS

Price/SF GLA:                       $31.38/SF
GIM:                                N/A
OAR:                                N/A

COMMENTS:

This is the sale of a shopping center located approximately five miles south of the subject property in Danville. The center last sold in 1992 for $19.11/SF with a vacancy of 43%. Current rents at the property are %.00/SF for the Food Lion, $7.00/SF for the Revco, and approximately $9.00/SF for the in-line tenants.

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================================================================================
                                           ADDENDUM D - COMPARABLE SALE PROFILES
--------------------------------------------------------------------------------

COMPARABLE IMPROVED SALE #3

PROPERTY IDENTIFICATION

Project:                            Town Square Shopping Center

Location:                           Interchange of Interstate 85 and Route 58,
                                    South Hill, Mecklenburg County, Virginia

Tax Map No.:

PROPERTY DESCRIPTION

Land Area:                          15.62 acres
Building Area (GLA):                133,037 square feet
Construction:                       Steel Frame with Masonry facade
Year Built:                         191970/83
Quality/Condition:                  Average/Average

SALE DATA

Sale Price:                         $2,364,000
Interest Conveyed:                  Leased Fee
Financing:                          Cash Equivalent
Date of Sale:                       August 1994
Grantor:                            NationsBank of Virginia
Grantee:                            South Hill Company L.L.C

INCOME DATA

Occupancy at Sale:                  57%
Gross Income:                       N/A
Expenses:                           N/A
Net Income:                         N/A

VALUE INDICATORS

Price/SF GLA:                       $17.77/SF
GIM:                                N/A
OAR:                                N/A

COMMENTS:

This is the sale of a shopping center located approximately 60 miles east of the subject in South Hill Virginia at the interchange of Interstate 85 and Route 58. Interstate 85 provides direct access to Raleigh/Durham North Carolina to the south and Richmond Virginia to the north. The center was renovated in 1983, but has had a poor maintenance schedule causing several items of deferred maintenance to be taken into account at the time of sale. The center is anchored by a Winn Dixie, Peebles and Rite Aid. Currently, a former 46,247 square foot Ames store sits vacant.

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================================================================================
                                           ADDENDUM D - COMPARABLE SALE PROFILES
--------------------------------------------------------------------------------

COMPARABLE IMPROVED SALE #4

PROPERTY IDENTIFICATION

Project:                            Nor Dan Shopping Center

Location:                           Corner of Piney Forest Road and Nor Dan
                                    Drive just off of Route 29, Danville,
                                    Virginia

Tax Map No.:                        152-3-61

PROPERTY DESCRIPTION

Land Area:                          15.90 acres
Building Area (GLA):                153,923 square feet
Construction:                       Steel Frame with Masonry facade
Year Built:                         1961
Quality/Condition:                  Average/Average

SALE DATA

Sale Price:                         $2,100,000
Interest Conveyed:                  Leased Fee
Financing:                          Cash Equivalent
Date of Sale:                       July, 1992
Grantor:                            Nor-Dan M Limited Partnership
Grantee:                            Old 97, Inc.

INCOME DATA

Occupancy at Sale:                  45%
Gross Income:                       N/A
Expenses:                           N/A
Net Income:                         N/A

VALUE INDICATORS

Price/SF GLA:                       $13.64 SF
GIM:                                N/A
OAR:                                N/A

COMMENTS:

This is the sale of a shopping center just north of the subject property off of Route 29. The center is anchored by a Winn Dixie, Revco and Woolworth's. Since the time of sale a major renovation has taken place, which has lead to the 100% lease-up of the center for the past two years.

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================================================================================
                                      ADDENDUM E STRATEGIC MAPPING, INC. REPORTS
================================================================================

                                   ADDENDUM E
                        STRATEGIC MAPPING, INC. REPORTS

--------------------------------------------------------------------------------

                                Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 1 of 4
Area I = VA/P370 Danville city                                            6/3/96

Description                                                               Area 1

Population:
   2000 Projection                                                        55,023
   1995 Estimate                                                          54,152
   1990 Census                                                            53,056
   1980 Census                                                            56,923
   Percent Change, 1980 - 1990                                              -6.8
   Percent Change, 1990 - 1995                                               2.1

1995 Population by Race:
   % White                                                                  59.2
   % Black                                                                  39.9
   % American Indian                                                         0.2
   % Asian                                                                   0.6
   % Other                                                                   0.1
   % Hispanic                                                                0.5

1995 Population by Age:
   % 0 - 5                                                                   7.7
   % 6 - 13                                                                 10.1
   % 14 - 17                                                                 4.8
   % 18 - 20                                                                 4.2
   % 21 - 24                                                                 5.2
   % 25 - 34                                                                13.4
   % 35 - 44                                                                14.0
   % 45 - 54                                                                11.2
   % 55 - 64                                                                10.3
   % 65 - 74                                                                10.9
   % 75 - 84                                                                 6.4
   % 85+                                                                     2.0
   Median Age Total Population                                              38.2
   Median Age Adult Population                                              46.7

Households:
   2000 Projection                                                        22,746
   1995 Estimate                                                          22,265
   1990 Census                                                            21,712
   1980 Census                                                            21,568
   Percent Change, 1980 - 1990                                               0.7
   Percent Change, 1990 - 1995                                               2.5

1990 Household Population                                                 51,632
1990 Households w/ Children under 18                                       6,771
1990 Households w/ Persons over 65                                         7,133

Area defined by Place

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 2 of 4
Area 1 = VA/P370 Danville city                                            6/3/96

Description                                                               Area 1

1990 Family Population                                                    43,618
1990 Nonfamily Population                                                  8,014
1990 Group Quarters Population                                             1,424

1990 Average Household Size                                                 2.38
1990 Average Family Size                                                    2.96
1990 Family Households                                                    14,520
1990 Nonfamily Households                                                  7,192

1995 Household Income:
  % $ 0 - $9,999                                                            21.3
  % $ 10,000 - $ 14,999                                                     11.9
  % $ 15,000 - $ 24,999                                                     19.4
  % $ 25,000 - $34,999                                                      13.4
  % $ 35,000 - $49,999                                                      16.1
  % $ 50,000 - $ 74,999                                                     11.6
  % $ 75,000 - $ 99,999                                                      3.7
  % $100,000 - $149,999                                                      1.8
  % $150,000+                                                                0.9

2000 Median Household Income                                             $26,938
1995 Median Household Income                                             $23,474
1990 Median Household Income                                             $20,413

2000 Average Household Income                                            $37,456
1995 Average Household Income                                            $32,222
1990 Average Household Income                                            $27,456

2000 Per Capita Income                                                   $15,895
1995 Per Capita Income                                                   $13,606
1990 Per Capita Income                                                   $11,520

2000 Median Family Income                                                $36,475
1995 Median Family Income                                                $31,785
1990 Median Family Income                                                $27,640

1990 Average Family Income                                               $33,244


Area defined by Place

Copyright 1995 Strategic Mapping, Inc. All rights reserved

                               Atlas MarketQuest
                                 Profile Report

CBC - C1750-41                                                       Page 3 of 4
Area 1 = VA/P370 Danville city                                            6/3/96

Description                                                               Area 1

1990 Housing Unit Counts:
  Total Units                                                             23,297
    Occupied Units                                                        21,712
      Owner Occupied                                                      12,905
      Renter Occupied                                                      8,807
    Vacant Units                                                           1,585
      Year Round                                                           1,531
      Seasonal                                                                54

1990 Housing Unit Percents:
  % Occupied of Total Units                                                 93.2
    % Owner Units of Occupied Units                                         59.4
    % Renter Units of Occupied Units                                        40.6
  % Vacant of Total Units                                                    6.8
    % Year Round of Vacant Units                                            96.6
    % Seasonal of Vacant Units                                               3.4
  % Condominiums of Total Units                                              2.5

1990 Condominiums:
  Total Condominium Units                                                    589
    % Owner Occupied                                                        17.1
    % Renter Occupied                                                       76.6
    % Vacant                                                                 6.3

1990 Units in Structure:
    % 1, Detached                                                           68.7
    % 1, Attached                                                            1.6
    % 2                                                                      4.9
    % 3-9                                                                   10.9
    % 10-49                                                                  7.2
    % 50+                                                                    1.3
    % Mobile Homes                                                           4.5
    % Other                                                                  0.9

1990 Median Home Value                                                   $47,132
1990 Median Contract Rent                                                  $ 194

Area defined by Place

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

                               Atlas MarketQuest
                                 Profile Report

CBC C1750-41                                                         Page 4 of 4
Area 1 = VA/P370 Danville city                                            6/3/96

Description                                                               Area 1

1995 Total Employed                                                       24,826
1995 Socio-Economic Measure                                                   28

1990 Occupation:
  Total Civil Labor Force                                                 25,482
    % Unemployed                                                             8.7

  Total Employed                                                          23,259
    % White Collar                                                          45.4
      % Executive & Managerial                                               7.7
      % Professional Specialty                                              11.8
      % Technical Support                                                    2.4
      % Administrative Support                                              12.1
      % Sales                                                               11.5
    % Blue Collar                                                           39.6
      % Precision Production, Craft & Repair                                11.5
      % Machine Operators                                                   18.1
      % Transportation & Material Moving                                     4.1
      % Laborers                                                             5.9
    % Farming, Forestry & Fishing                                            0.5
    % Service: Private Household                                             0.6
    % Service: Protective                                                    1.3
    % Service: Other                                                        12.6

1990 Educational Attainment (Age 25 & Over):
  % Less than Grade 9                                                       20.7
  % Grade 9-12 (No Diploma)                                                 21.9
  % High School Graduate or Equivalency                                     26.3
  % Some College (No Degree)                                                13.4
  % Associate Degree                                                         5.4
  % Bachelor Degree                                                          7.9
  % Graduate or Professional Degree                                          4.5

Area defined by Place

Copyright 1995 Strategic Mapping, Inc. All rights reserved.

================================================================================
                                                            ADDENDUM F RENT ROLL
================================================================================

                                   ADDENDUM F
                                   RENT ROLL

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Mark Centers Trust Annual Rent Roll                 8
Date:                           KINGS FAIRGROUNDS                       05/09/96
Report Date: 05/09/96                                                   10:43:19

------------------------------------------------------------------------------------------------------------------------------------
                                           Occupancy    -- Rent Dates  --    Square     Base       Rent       -------Cam----------
Bldg/Suite/Lease     Tenant Name            Status      Start      Expire    Footage    Rent     Per Sq Ft    Base   Fixed       Rec
------------------------------------------------------------------------------------------------------------------------------------

330507-00010-000001 SCHEWEL FURNITURE       ACTIVE     08/23/90   01/31/01   60,200    165,550     2.75          0                x

330507-00060-000002 HOOK-SUPER RX INC.      ACTIVE     03/01/72   02/28/97   12,160     29,184     2.40          0      14,592

330507-00070-000003 THE KROGER COMPANY      ACTIVE     03/01/72   02/28/97   30,975     74,340     2.40      3,098           0    x

330507-00080-000004 VIRGINIA BANK AND TRU   ACTIVE     08/01/72   03/31/98    2,000     10,800     5.40          0         939

330507-00040-000005 MANUFACTURERS OUTLET    ACTIVE     04/01/96   05/31/96    4,000          0      .00          0

                                                           -------------------------------------------------------------------------
                                                           Total GLA:       109,335    279,874              15,531           0
                                                           Building File:   118,535
                                                           Vacant Space:          0
                                                           =========================================================================

------------------------------------------------------------------------------
                                              ---Taxes---   Insurance   %Rent
Bldg/Suite/Lease     Tenant Name              Fixed   Rec      Rec      Clause
------------------------------------------------------------------------------

330507-00010-000001 SCHEWEL FURNITURE                  x        x         YES

330507-00060-000002 HOOK-SUPER RX INC.                 x                  YES

330507-00070-000003 THE KROGER COMPANY                 x                  YES

330507-00080-000004 VIRGINIA BANK AND TRU              x

330507-00040-000005 MANUFACTURERS OUTLET       0

                                           -----------------------------------



                                           ===================================

================================================================================
                                                   ADDENDUM G - PRO-JECT REPORTS
--------------------------------------------------------------------------------

                                   ADDENDUM G
                                PRO-JECT REPORTS

--------------------------------------------------------------------------------

                                         KINGS FAIRGROUNDS SHOPPING CENTER

                                             PROJECT DESIGNATOR: KING
                                             REVISION: 6/10/96 @ 14:32
                                              ANNUAL CASH FLOW REPORT
                                           BEGINNING 6/1/96 FOR 16 YEARS

                      FY1997      FY1998      FY1999      FY2OOO      FY2OO1      FY2002      FY2003      FY2004      FY2OO5
INCOME
------
MINIMUM RENT:
ALL TENANTS           335,149     336,174     338,174     338,174     338,124     350,689     362,359     362,359     362,359
                      -------     -------     -------     -------     -------     -------     -------     -------     -------
TOTAL MINIMUM RENT    335,149     336,174     338,174     338,174     338,124     350,689     362,359     362,359     362,359

RECOVERIES:
REAL ESTATE TAXES       4,005       4,610       5,235       5,878       6,542       7,223       7,926       8,650       9,395
TOTAL CAM EXPENSE       5,252       5,254       5,253       5,253       5,253       5,252       5,254       5,253       5,253
                      -------     -------     -------     -------     -------     -------     -------     -------     -------
TOTAL RECOVERIES        9,257       9,864      10,488      11,131      11,795      12,475      13,180      13,903      14,648

OVERAGE RENT           16,434      20,034      23,740      27,558      31,490      35,540      39,712      44,010      48,436

SALES VOLUME (000)     13,526      13,931      14,349      14,780      15,223      15,680      16,150      16,635      17,134
                      -------     -------     -------     -------     -------     -------     -------     -------     -------
GROSS RENTAL
  INCOME              360,840     366,072     372,402     376,863     381,409     398,704     415,251     420,272     425,443
CREDIT LOSS           (10,825)    (10,982)    (11,172)    (11,306)    (11,442)    (11,961)    (12,457)    (12,608)    (12,763)
                      -------     -------     -------     -------     -------     -------     -------     -------     -------
TOTAL INCOME          350,015     355,090     361,230     365,557     369,967     386,743     402,794     407,664     412,680

EXPENSES
--------
LEGAL & PROFESSION      3,600       3,708       3,820       3,934       4,052       4,174       4,299       4,428       4,561
COMMON AREA MAINT      36,005      37,085      38,197      39,343      40,523      41,739      42,991      44,281      45,609
REAL ESTATE TAXES      22,741      23,423      24,126      24,849      25,595      26,363      27,154      27,968      28,807
INSURANCE              12,001      12,361      12,732      13,114      13,507      13,913      14,330      14,760      15,203
GROUND RENT            31,000      31,000      31,000      31,000      31,000      31,000      31,000      31,000      31,000
MANAGEMENT FEE         10,500      10,653      10,837      10,967      11,099      11,602      12,084      12,230      12,380
                      -------     -------     -------     -------     -------     -------     -------     -------     -------
TOTAL EXPENSES        115,847     118,230     120,712     123,207     125,776     128,791     131,858     134,667     137,560
                      -------     -------     -------     -------     -------     -------     -------     -------     -------
NET OPERATING
  INCOME              234,168     236,860     240,518     242,350     244,191     257,952     270,936     272,997     275,120

ALTERATIONS            53,992       5,304           0           0           0      38,256       6,149           0           0
COMMISSIONS            16,727       1,320           0           0      18,060      21,733       1,320           0           0
                      -------     -------     -------     -------     -------     -------     -------     -------     -------
CASH FLOW             163,449     230,236     240,518     242,350     226,131     197,963     263,467     272,997     275,120

                      FY2006      FY2007      FY2OO8      FY2009
INCOME
------
MINIMUM RENT:
ALL TENANTS           367,376     367,207     386,733     391,416
                      -------     -------     -------     -------
TOTAL MINIMUM RENT    367,376     367,207     386,733     391,416

RECOVERIES:
REAL ESTATE TAXES      10,164      10,956      11,678      12,563
TOTAL CAM EXPENSE       5,253       5,252       5,097       5,667
                      -------     -------     -------     -------
TOTAL RECOVERIES       15,417      16,208      16,775      18,230

OVERAGE RENT           53,143      57,690      62,526      67,508

SALES VOLUME (000)     17,648      18,177      18,722      19,284
                      -------     -------     -------     -------
GROSS RENTAL
  INCOME              435,936     441,105     466,034     477,154
CREDIT LOSS           (13,078)    (13,233)    (13,981)    (14,315)
                      -------     -------     -------     -------
TOTAL INCOME          422,858     427,872     452,053     462,839

EXPENSES
--------
LEGAL & PROFESSION      4,698       4,839       4,984       5,133
COMMON AREA MAINT      46,978      48,387      49,839      51,334
REAL ESTATE TAXES      29,672      30,562      31,479      32,423
INSURANCE              15,659      16,129      16,612      17,111
GROUND RENT            31,000      31,000      31,000      31,000
MANAGEMENT FEE         12,686      12,836      13,562      13,885
                      -------     -------     -------     -------
TOTAL EXPENSES        140,693     143,753     147,476     150,886
                      -------     -------     -------     -------
NET OPERATING
  INCOME              282,165     284,119     304,577     311,953

ALTERATIONS                 0      45,035           0       7,129
COMMISSIONS            19,565      23,750           0       2,994
                      -------     -------     -------     -------
CASH FLOW             262,600     215,334     304,577     301,830

                        KINGS FAIRGROUNDS SHOPPING CENTER
                            PROJECT DESIGNATOR: KING
                           REVISION: 6/10/96 @1 14:32
                            AVERAGE OCCUPANCY REPORT
                                 FOR ALL TENANTS

                        1996         1997       1998        1999       2000       2001        2002       2003        2004
                        -------      -------    -------     -------    -------    -------     -------    -------     -------
JANUARY                 105,335      118,535    118,535     118,535    118,535    118,535     118,535    118,535     118,535
FEBRUARY                105,335      118,535    118,535     118,535    118,535    118,535     118,535    118,535     118,535
MARCH                   105,335      118,535    118,535     118,535    118,535    118,535     118,535    118,535     118,535
APRIL                   111,735      118,535    118,535     118,535    118,535    112,135     118,535    118,535     118,535
MAY                     115,735      118,535    118,535     118,535    118,535    112,135     118,535    118,535     118,535
JUNE                    115,735      118,535    118,535     118,535    118,535    112,135     118,535    118,535     118,535
JULY                    118,535      118,535    118,535     118,535    118,535    111,735     118,535    118,535     118,535
AUGUST                  118,535      118,535    118,535     118,535    118,535    111,735     118,535    118,535     118,535
SEPTEMBER               118,535      118,535    118,535     118,535    118,535    111,735     118,535    118,535     118,535
OCTOBER                 118,535      118,535    118,535     118,535    118,535    118,535     118,535    118,535     118,535
NOVEMBER                118,535      118,535    118,535     118,535    118,535    118,535     118,535    118,535     118,535
DECEMBER                118,535      118,535    118,535     118,535    118,535    118,535     118,535    118,535     118,535
                        -------      -------    -------     -------    -------    -------     -------    -------     -------

AVERAGE SF
 OCCUPIED               114,202     118,535     118,535     118,535    118,535    115,235     118,535    118,535     118,535

TOTAL SF-NRAA           118,535     118,535     118,535     118,535    118,535    118,535     118,535    118,535     118,535
                        -------      -------    -------     -------    -------    -------     -------    -------     -------
OCCUPANCY %               96.34      100.00      100.00      100.00     100.00      97.22      100.00     100.00      100.00
                        =======      =======    =======     =======    =======    =======     =======    =======     =======


                        2005        2006        2007       2008         2009        2010        2011
                        -------     -------     -------    -------      -------     -------     -------
JANUARY                 118,535     118,535     118,535    118,535      118,535     118,535     118,535
FEBRUARY                118,535     118,535     118,535    118,535      118,535     118,535      58,335
MARCH                   118,535     118,535     118,535    118,535      118,535     118,535      58,335
APRIL                   118,535     118,535     118,535    116,535      118,535     118,535      58,335
MAY                     118,535     118,535     118,535    116,535      118,535     118,535      58,335
JUNE                    118,535     118,535     118,535    116,535      118,535     118,535      58,335
JULY                    118,535     112,135     118,535    118,535      118,535     118,535      58,335
AUGUST                  118,535     112,135     118,535    118,535      118,535     118,535      58,335
SEPTEMBER               118,535     112,135     118,535    118,535      118,535     118,535      58,335
OCTOBER                 118,535     111,735     118,535    118,535      118,535     118,535      51,935
NOVEMBER                118,535     111,735     118,535    118,535      118,535     118,535      51,935
DECEMBER                118,535     111,735     118,535    118,535      118,535     118,535      51,935
                        -------     -------     -------    -------      -------     -------     -------
AVERAGE SF
 OCCUPIED               115,235     118,535     118,035    118,035      118,535     118,535      61,752

TOTAL SF-NRAA           118,535     118,535     118,535    118,535      118,535     118,535     118,535
                        -------     -------     -------    -------      -------     -------     -------
OCCUPANCY %              100.00      97.22       100.00      99.58
                         ======      =====       ======      =====

                       KINGS FAIRGROUNDS SHOPPING CENTER
                            PROJECT DESIGNATOR: KING
                           REVISION: 6/10/96 @ 14:32
                             RENT ROLL AS OF 7/1996
                               (FISCAL YEAR BASIS)

         TENANT/
LEASE TYPE AND DATES/     BASE RENT/       OVERAGE/     SALES(000)/    RECOVERIES/    REVENUE/
     SQUARE FEET            PER SF          PER SF        PER SF          PER SF       PER SF
---------------------     ---------        --------     -----------    -----------    ---------
#  1 - SUITE 1
SCHEWEL FURNITURE
BASE LEASE  8/90- 1/01     165,550              0          4,023            365        165,915
             60,200 SF        2.75           0.00          66.82           0.01           2.76

#  2 - SUITE 2
DANVILLE CHIROPRAC
BASE LEASE  4/96- 3/01      30,400              0              0              0         30,400
              6,400 SF        4.75           0.00           0.00           0.00           4.75

#  4 - SUITE 4
DOLLAR GENERAL STO
BASE LEASE  7/96- 6/01      23,375              0              0              0         23,375
              6,800 SF        3.44           0.00           0.00           0.00           3.44

# 5 - SUITE 5
HOOK-SUPER X INC.
BASE LEASE  3/72- 2/97      21,888          9,097          1,239          1,590         32,575
             12,160 SF        1.80           0.75         101.93           0.13           2.68

# 6 - SUITE 6
THE KROGER COMPANY
BASE LEASE  3/72- 2/97      55,755          2,710          5,847          4,051         62,516
             30,975 SF        1.80           0.09         188.75           0.13           2.02

# 7 - SUITE 7
VIRGINIA BANK
BASE LEASE  8/72- 3/98      10,800              0              0          1,323         12,123
              2,000 SF        5.40           0.00           0.00           0.66           6.06
                           -------         ------         ------          -----        -------
                TOTALS     307,768         11,807         11,109          7,329        326,904
            118,535 SF        2.60           0.10          93.72           0.06           2.76
                           =======         ======         ======          =====        =======

                       KINGS FAIRGROUNDS SHOPPING CENTER
                            PROJECT DESIGNATOR: KING
                           REVISION: 6/10/96 @ 14:32
                           PROJECT ASSUMPTIONS REPORT
                               EXCLUDING TENANTS

BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF KINGS FAIRGROUNDS SHOPPING CENTER BEGINNING 6/1996 FOR 16 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES
-------------

NRAA
1996 VALUE -    118,535
THEREAFTER - CONSTANT

    1996:    118,535   1997:    118,535   1998:     118,535  1999:   118,535
    2000:    118,535   2001:    118,535   2002:     118,535  2003:   118,535
    2004:    118,535   2005:    118,535   2006:     118,535  2007:   118,535
    2008:    118,535   2009:    118,535   2010:     118,535  2011:   118,535

GROWTH RATES
------------

EXPG
1996 VALUE -       3.00
THEREAFTER - CONSTANT

    1996:     3.0000   1997:     3.0000   1998:      3.0000  1999:    3.0000
    2000:     3.0000   2001:     3.0000   2002:      3.0000  2003:    3.0000
    2004:     3.0000   2005:     3.0000   2006:      3.0000  2007:    3.0000
    2008:     3.0000   2009:     3.0000   2010:      3.0000  2011:    3.0000

RNTG
1996 VALUE -       3.00
THEREAFTER - CONSTANT

    1996:     3.0000   1997:     3.0000   1998:      3.0000  1999:    3.0000
    2000:     3.0000   2001:     3.0000   2002:      3.0000  2003:    3.0000
    2004:     3.0000   2005:     3.0000   2006:      3.0000  2007:    3.0000
    2008:     3.0000   2009:     3.0000   2010:      3.0000  2011:    3.0000

CONG
CONSTANT

    1996:     0.0000   1997:     0.0000   1998:      0.0000  1999:    0.0000
    2000:     0.0000   2001:     0.0000   2002:      0.0000  2003:    0.0000
    2004:     0.0000   2005:     0.0000   2006:      0.0000  2007:    0.0000
    2008:     0.0000   2009:     0.0000   2010:      0.0000  2011:    0.0000

MARKET RATES
------------

SATR
1996 VALUE -      4.25
THEREAFTER - GROWING AT GROWTH RATE RNTG

    1996:     4.2500   1997:     4.3775   1998:      4.5088  1999:    4.6441
    2000:     4.7834   2001:     4.9269   2002:      5.0747  2003:    5.2270
    2004:     5.3838   2005:     5.5453   2006:      5.7116  2007:    5.8830
    2008:     6.0595   2009:     6.2413   2010:      6.4285  2011:    6.6214

ANCR
1996 VALUE -       2.50
THEREAFTER - GROWING AT GROWTH RATE RNTG

    1996:     2.5000   1997:     2.5750   1998:      2.6522  1999:    2.7318
    2000:     2.8138   2001:     2.8982   2002:      2.9851  2003:    3.0747
    2004:     3.1669   2005:     3.2619   2006:      3.3598  2007:    3.4606
    2008:     3.5644   2009:     3.6713   2010:      3.7815  2011:    3.8949

NTIR
1996 VALUE -       5.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

    1996:     5.0000   1997:     5.1500   1998:      5.3045  1999:    5.4636
    2000:     5.6275   2001:     5.7964   2002:      5.9703  2003:    6.1494
    2004:     6.3338   2005:     6.5239   2006:      6.7196  2007:    6.9212
    2008:     7.1288   2009:     7.3427   2010:      7.5629  2011:    7.7898

RTIR
1996 VALUE -       0.00
THEREAFTER - CONSTANT
    1996:     0.0000   1997:     0.0000   1998:      0.0000  1999:    0.0000

    2000:     0.0000   2001:     0.0000   2002:      0.0000  2003:    0.0000
    2004:     0.0000   2005:     0.0000   2006:      0.0000  2007:    0.0000
    2008:     0.0000   2009:     0.0000   2010:      0.0000  2011:    0.0000

BTIR
+50.0% OF NTIR +50.0% OF RTIR

    1996:     2.5000   1997:     2.5750   1998:      2.6522  1999:    2.7318
    2000:     2.8138   2001:     2.8982   2002:      2.9851  2003:    3.0747
    2004:     3.1669   2005:     3.2619   2006:      3.3598  2007:    3.4606
    2008:     3.5644   2009:     3.6713   2010:      3.7815  2011:    3.8949

satr
1996 VALUE -       6.00
THEREAFTER - GROWING AT GROWTH RATE RNTG

    1996:     6.0000   1997:     6.1800   1998:      6.3654  1999:    6.5564
    2000:     6.7531   2001:     6.9556   2002:      7.1643  2003:    7.3792
    2004:     7.6006   2005:     7.8286   2006:      8.0635  2007:    8.3054
    2008:     8.5546   2009:     8.8112   2010:      9.0755  2011:    9.3478

MISCELLANEOUS INCOMES
---------------------

NONE

EXPENSES
--------

LEGAL & PROFESSION, REFERRED TO AS L&PE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -      3,556
THEREAFTER - GROWING AT GROWTH RATE EXPG

    1996:     3,556    1997:     3,663    1998:      3,773   1999:    3,886
    2000:     4,002    2001:     4,122    2002:      4,246   2003:    4,373
    2004:     4,505    2005:     4,640    2006:      4,779   2007:    4,922
    2008:     5,070    2009:     5,222    2010:      5,379   2011     5,540

MANAGEMENT        , REFERRED TO AS MANE
AN INFORMATIONAL EXPENSE
1996 VALUE -     10,437

1997 VALUE -      10,589
1998 VALUE -      10,766
1999 VALUE -      10,912
2000 VALUE -      11,044
2001 VALUE -      11,249
2002 VALUE -      12,024
2003 VALUE -      12,168
2004 VALUE -      12,317
2005 VALUE -      12,470
2006 VALUE -      12,597
2007 VALUE -      13,563
2008 VALUE -      13,688
2009 VALUE -      14,033
2010 VALUE -      14,217
2011 VALUE -       8,741
THEREAFTER - CONSTANT

    1996:     10,437   1997:     10,589   1998:      10,766  1999:    10,912
    2000:     11,044   2001:     11,249   2002:      12,024  2003:    12,168
    2004:     12,317   2005:     12,470   2006:      12,597  2007:    13,563
    2008:     13,688   2009:     14,033   2010:      14,217  2011:     8,741

COMMON AREA MAINT., REFERRED TO AS CAME
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     35,560
THEREAFTER - GROWING AT GROWTH RATE EXPG

    1996:     35,560   1997:     36,627   1998:      37,726  1999:    38,857
    2000:     40,023   2001:     41,224   2002:      42,460  2003:    43,734
    2004:     45,046   2005:     46,398   2006:      47,790  2007:    49,223
    2008:     50,700   2009:     52,221   2010:      53,788  2011:    55,401

REAL ESTATE TAXES , REFERRED TO AS RETE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     22,460
THEREAFTER - GROWING AT GROWTH RATE EXPG

    1996:     22,460   1997:     23,134   1998:      23,828  1999:    24,543
    2000:     25,279   2001:     26,037   2002:      26,818  2003:    27,623
    2004:     28,452   2005:     29,305   2006:      30,184  2007:    31,090
    2008:     32,023   2009:     32,983   2010:      33,973  2011:    34,992

INSURANCE         , REFERRED TO AS INSE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     11,853

THEREAFTER - GROWING AT GROWTH RATE EXPG

    1996:     11,853   1997:     12,209   1998:      12,575  1999:    12,952
    2000:     13,341   2001:     13,741   2002:      14,153  2003:    14,578
    2004:     15,015   2005:     15,465   2006:      15,929  2007:    16,407
    2008:     16,900   2009:     17,407   2010:      17,929  2011:    18,467


GROUND RENT       , REFERRED TO AS GNDE
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     31,000
THEREAFTER - CONSTANT

    1996:     31,000   1997:     31,000   1998:      31,000  1999:    31,000
    2000:     31,000   2001:     31,000   2002:      31,000  2003:    31,000
    2004:     31,000   2005:     31,000   2006:      31,000  2007:    31,000
    2008:     31,000   2009:     31,000   2010:      31,000  2011:    31,000

TOTAL CAM EXPENSE , REFERRED TO AS TCAM
AN INFORMATIONAL EXPENSE

+100.0% OF L&PE+100.0% OF MANE
+100.0% OF CAME+100.0% OF INSE

    1996:     61,406   1997:     63,087   1998:      64,839  1999:    66,607
    2000:     68,410   2001:     70,336   2002:      72,883  2003:    74,853
    2004:     76,883   2005:     78,973   2006:      81,095  2007:    84,116
    2008:     86,358   2009:     88,882   2010:      91,312  2011:    88,149

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE -       3.00
THEREAFTER - CONSTANT

MANAGEMENT FEE
--------------

PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
PASSED THROUGH TO TENANTS USING EXPENSE MANE
1996 VALUE -       3.00
THEREAFTER - CONSTANT

COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 -  5.000% OF TOTAL RENT

STANDARD METHOD #2 -  2.000% OF TOTAL RENT

STANDARD METHOD #3 -  3.500% OF TOTAL RENT

STANDARD METHOD #4 -  0.000% OF TOTAL RENT

STANDARD METHOD #5 -  0.000% OF TOTAL RENT

COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED CUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

ALTERATION CALCULATION
----------------------

NONE

ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL
----------------------------

NONE

CAPITAL EXPENDITURES
--------------------

NONE

PRIMARY CLASSIFICATION CODES
----------------------------

NONE

SECONDARY CLASSIFICATION CODES
------------------------------

NONE

COST CENTERS
------------

NONE

SALES VOLUME PROFILE
--------------------

           PERCENT OF      RELATIVE
MONTH     ANNUAL SALES     VOLUME
-----     ------------     ------
 JAN           8.33%          1.00
 FEB           8.33%          1.00
 MAR           8.33%          1.00
 APR           8.33%          1.00
 MAY           8.33%          1.00
 JUN           8.33%          1.00
 JUL           8.33%          1.00
 AUG           8.33%          1.00
 SEP           8.33%          1.00
 OCT           8.33%          1.00
 NOV           8.33%          1.00
 DEC           8.33%          1.00
               ----           ----

TOTALS        100.00%          12.00

GLOBAL RECOVERIES
-----------------

NONE

TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS
-----------------

NONE

================================================================================
                                                    ADDENDUM H ENGAGEMENT LETTER
--------------------------------------------------------------------------------

                                   ADDENDUM H
                                ENGAGEMENT LETTER

--------------------------------------------------------------------------------

              [LETTERHEAD OF CB COMMERCIAL REAL ESTATE GROUP. INC.]

May 8, 1996

Mr. Josh Kane
Chief Financial Officer
MARK CENTERS TRUST
660 Third Avenue
Kingston, PA 18704

Re:  17 Shopping Centers
     Nationwide

Dear Mr. Kane:

At your request, we are pleased to submit the following proposal to appraise the above referenced properties. The purpose of this assignment is to estimate the market value of the leased fee interest. We understand the appraisal reports are to be Used for mortgage underwriting purposes. We also understand that the reports will be used by Mark Centers Trust and Morgan Stanley. The properties are briefly described on attachment "A".

Our complete valuation will be presented in a self contained (narrative) format and will contain a complete description of the property along with pertinent exhibits and photographs together with supporting factual data and analysis necessary to convey our opinion of value. We will value the property based upon the cost, income and market approaches to value, where applicable, correlating our findings into a final value conclusion.

The report will be prepared in conformity with and will be subject to the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Each report will also conform to the Uniform Standards of Professional Appraisal Practice ("USPAP") and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and the Morgan Stanley Capital Appraisal Standards described in Attachment "B".

We assume that there are no major or significant items of deferred maintenance beyond normal wear and tear for properties of their age as of the date of the appraisal which would require the expertise of a professional contractor to estimate the cost of such repairs. If such repairs need to be considered in this appraisal, such estimates are to be provided by a qualified firm hired by you and at no cost to us.

The total fee for the assignment is $68,000 ($4,000 per property) including all travel and related expenses which is due and payable upon delivery of the reports. If we are asked to cancel the assignment within two weeks of our engagement an upset fee equal to 50% will be due and payable. If cancellation occurs between two and three weeks, the upset fee will be equal to 75% and any time after three weeks the full fee will be due and payable.

We will furnish you with three copies of our final report within four to five weeks of our authorization. Authorization occurs upon our receipt of an executed copy of this proposal and our delivery date is contingent upon the timely receipt of all necessary property information, financial statements and detailed lease information. If all requested data and information is not available as of the authorized date, we reserve the right to extend the delivery date by the amount of time it takes to receive the requested information.

May 8, 1996
Mr. Kane
Page 2


In order to complete this assignment in a timely manner, we will require the following specific information, if available:

      o     Copy of Ground Lease, if Leasehold
      o     Legal descriptions.
      o     Current rent roll.
      o     Copy of Leases or abstracts
      o     Expense reimbursements on a tenant by tenant basis
      o     Building area calculations and surveys.
      o     Operating statements for the past three full years.
      o     Current year expenses to date.
      o     A copy of the current budget.
      o Copies of any toxic engineering reports dealing with underground tanks, PCB's, asbestos or chemical spills, if available.
      o     A copy of the next fiscal year's budget, if available.
      o A list of major repairs which have recently been made, or are scheduled to be made in the next 18 months.
      o Name and phone number(s) of on-site superintendent(s), or local management firm or trustee for physical inspection.
      o Notice of any pending changes to the rent roll or pertinent information regarding the current status of the tenants.

If we are requested to give court testimony an additional fee will be charged on an hourly basis at $300 per hour for designated MAI appraisers and $175 for non-designated appraisers. Said hourly billings pertain to court preparation, waiting and travel time, document review and preparation (excludes narrative appraisal report) and all meetings related to court testimony.

The client may provide only complete,. final copies of the appraisal report to third parties who shall rely on such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Commercial, or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and,. if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

In addition to the fee for this assignment, you agree to compensate us at a rate to be mutually agreed to, for any time expended by us should we be required (by subpoena or otherwise) or requested by you, your representatives or other entity to become involved in any litigation or

May 8, 1996
Mr. Kane
Page 3


legal proceeding in any way involving this engagement to which we are not a party, the appraisal work we produce or the property which is the subject of this assignment. You also agree to pay, on demand, all reasonable expenses which we incur in connection with any litigation or proceedings including the fees of our attorneys.

You acknowledge that we are being retained hereunder as an independent contractor to perform the services described herein and nothing in this agreement shall be deemed to create any other relationship between us. This assignment will be deemed concluded and the services hereunder completed upon delivery to you of the appraisal report discussed herein.

If these terms are acceptable, please authorized us to proceed by having an officer of the corporation, managing general partner, principal, owner, or a contractually responsible party sign the enclosed copy of this proposal with "Terms and Conditions" and return it to us for our permanent file. Upon receipt of your authorization, we will schedule the necessary personnel to complete the project in a timely manner.

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please do not hesitate to give me a call.

Sincerely,

CB COMMERCIAL REAL ESTATE GROUP, INC.
Appraisal


/s/ Michael R. Pecorino

Michael R. Pecorino, MAI

MRP:jf

cc: Douglas W. Harvey

Enclosure

                               AGREED & ACCEPTED

/s/ Joshua Kane                          Sr. VP & CFO
-------------------------------          --------------------------------
Signature                                Title

JOSHUA KANE                              5-8-96
-------------------------------          --------------------------------
Name (type or print)                     Date

Office #: 717-288-4581                   Fax #: 717-288-1028
         -----------------------               --------------------------

                        TERMS AND CONDITIONS OF AGREEMENT
                CB COMMERCIAL REAL ESTATE GROUP. INC. - APPRAISAL

1. These Terms and Conditions by CB Commercial Real Estate Group, Inc., Appraisal Services, a division of CB Commercial Real Estate Group, Inc. (Appraiser or Consultant) and the client for whom Appraiser or Consultant will perform appraisal or consultation services (Client), and attached to any agreement for appraisal or consultation services between Client and Appraiser or Consultant (Agreement), shall be deemed a part of such Agreement as though set forth in full therein.

2. Appraiser or Consultant shall exercise independent judgment and complete the assignment called for by the Agreement (Assignment) in accordance with sound appraisal or consultation practice and the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute, as applicable.

3. All statements of the fact in the report which are used as the basis of Appraiser's or Consultant's analyses, opinions, and conclusions will be true and correct to the best of Appraiser's or Consultant's knowledge and belief. Appraiser or Consultant may rely upon the accuracy of information and material furnished to Appraiser or Consultant by Client.

4. Appraiser or Consultant shall have no responsibility for legal matters, questions of survey or title, soil or subsoil conditions, engineering, or other similar technical matters. The report will not constitute a survey of the property analyzed.

5. Client shall provide Appraiser or Consultant with such materials with respect to the Assignment as are requested by Appraiser or Consultant and in the possession or under the control of Client. Client shall provide Appraiser or Consultant with sufficient access to the real property to be analyzed and hereby grants permission for entry, unless discussed in advance to the contrary.

6. Unless expressly specified in the Agreement, the fee quoted does not include the attendance or giving of testimony by Appraiser or Consultant at any court, regulatory, or other proceeding, or any conferences or other work in preparation for such a proceeding. If any employee of CB Commercial Real Estate Group, Inc. is asked or required to testify at any deposition, trial, or other proceeding about the preparation, conclusions, or any other aspect of the assignment, Client shall compensate Appraiser or Consultant for the time spent by the employee in testifying and in preparing to testify according to the Appraiser's or Consultant's then current hourly rate for that employee plus reimbursement of expenses.

7. In the event Client requests additional consultation beyond the scope of this assignment, Client shall pay an additional charge for such consultation at rates specified by Appraiser or Consultant whether or not the completed report has been delivered to Client at the time of the request.

8. The aggregate liability of Appraiser or Consultant for any negligent acts, errors, or omissions in connection with the Assignment shall not exceed the compensation payable to Appraiser or Consultant on account of the Assignment.

9. Client agrees that the report shall not be quoted or referred to in any report or financial statement of Client or in any documents filed with any governmental agency without the prior written consent of Appraiser or Consultant. Neither all nor any part of the content of the report including, without limitation, the conclusions as to value, the identity of Appraiser or Consultant, references to the Appraisal Institute or references to the MAI or SRA designations shall be disseminated to the public through advertising or other mass media without the prior written consent of Appraiser or Consultant.

10. The data gathered in the course of the Assignment (except data furnished by Client) and the report prepared pursuant to the Agreement are and will remain the property of Appraiser/Consultant. With respect to data provided by Client, Appraiser or Consultant shall not violate the confidential nature of the appraiser- or consultant-client relationship by improperly disclosing any confidential information furnished to Appraiser or Consultant. Notwithstanding the foregoing, Appraiser or Consultant is authorized by client to disclose all or any portion of the report and the related data to appropriate representatives of the Appraisal Institute if such disclosure is required to enable Appraiser or Consultant to comply with the Bylaws and Regulations of such Institute as now or hereafter in effect.

11. In the event Client fails to make payments when due and payable, then from the date due and payable until paid the amount due and payable shall bear interest at the maximum rate permitted in the state in which the office of Appraiser or Consultant executing the Agreement is located. If Appraiser or Consultant is required to institute legal action against Client relating to the Agreement, Appraiser or Consultant shall be entitled to recover reasonable attorneys' fees and costs from Client.

12. This appraisal or consultation will not take into consideration the possibility of the existence of asbestos, PCB transformers, or other toxic, hazardous, or contaminated substances and/or underground storage tanks (hazardous material), or the cost of encapsulation or removal thereof.

      Should client have concern over the existence of such substances on the property, Appraiser or Consultant considers it imperative for the Client to retain the services of a qualified, independent engineer or contractor to determine the existence and extent of any hazardous materials, as well as the cost associated with any required or desirable treatment or removal thereof.

13. CB Commercial Real Estate Group, Inc., Appraisal Services and Client agree that the Agreement (including these Terms and Conditions) shall be governed by the laws of the state of the CB Commercial Real Estate Group, Inc., Appraisal Services office shown on the Agreement.

14. Client shall not indemnify Appraiser or Consultant or hold Appraiser or Consultant harmless unless and only to the extent that the Client misrepresents, distorts, or provides incomplete or inaccurate appraisal results to others, which acts of the Client proximately result in damage to Appraiser or Consultant. The Client shall indemnify and hold Appraiser or Consultant harmless from any claims, expenses, judgments or other items or costs arising as a result of the Client's failure or the failure of any of the Client's agents to provide a complete copy of the appraisal report to any third party. In the event of any litigation between the parties, the prevailing party to such litigation shall be entitled to recover from the other reasonable attorney fees and costs.

15. Appraiser understands that the Client may provide complete final copies of the appraisal report (but not partial or summarized copies) to third parties who shall rely on such reports in connection with the Client's securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the Client for routine and customary questions that may arise.

                                 ATTACHMENT "A"

                                  MARK CENTERS

        Location                     Size                   No. of Tenants
        --------                     ----                   --------------

        Danville, VA                118,535                       4
        Ft. Ogelthorpe. GA          113,367                      15
        Troy, NY                    128,479                      15
        Martintown, SC              133,878                       9
        New Smyrna. FL               99,780                      14
        Auburn, ME                  256,459                      18
        Shamokin, PA                 98,210                       4
        Stroudsburg, PA             130,569                       9
        Dunmore, PA                  45,380                       5
        Allentown, PA               114,801                      18
        Kingston. PA                 64,824                       8
        Easton, PA                  131,477                      33
        Lewisburg, PA               113,600                      10
        Reading, PA                 150,742                      12
        Edwardsville, PA            176,786                      10
        Shamokin Dam, PA             92,171                       1
        Moosic, PA                  212,057                      13

                                 ATTACHMENT "B"

                         Morgan Stanley Mortgage Capital
                               Appraisal Standards

      Each appraisal content and quality will comply with standards established by the Appraisal Institute and Appraisal Foundation as well as the office of the Comptroller of the Currency. The appraisal will be a full narrative appraisal and will also comply with the requirements of FIRREA. For multifamily assets, the report must also comply with FNMA and FHLMC standards.

      The following serves as a guideline for minimum requirements. Each situation should be evaluated individually to determine the need for additional information or analysis.

I.    Transmittal Letter, Executed by responsible appraiser(s)

      o     Name and address of the property
      o     Ownership interest appraisal
      o Statements that necessary investigation and inspections were performed and the appraisal complies with reporting requirements of MSMC, FIRREA and various appraisal organizations noted above and of which appraiser is a member
      o     Effective date
      o     Concluded value on a cash or equivalent term
      o     Marketing time concluded
      o     Unusual conditions or limitations

II.   Assumptions/Limiting Conditions

      o List in summary any conditions, special assumptions, or contingencies assumed
      o Where made available by lender, appraiser should incorporate information from recently prepared Property Condition Assessment reports and Phase I Environmental reports

III.  Certification Content

      o     Appraiser inspected the property and comparables
      o     Statements of fact in the report are true
      o Appraiser has no prospective interest in the property or parties involved
      o Report complies with USPAP of Appraisal Foundation, Code of Professional Ethics, and Standards of Professional Practices of Appraisal Institute
      o Appraiser has complied with continuing education requirements of the Appraisal Institute/American Society of Appraisers
      o     Compensation for the report is not contingent upon the value derived

IV.   Summary of Salient Facts and Conclusions

      o     Property names, address and type
      o     Year of construction
      o     Ownership interest appraised
      o     Land area
      o     Zoning
      o Improvements description (gross and rentable sq. ft., number of units)
      o     Highest and best use (vacant, as improved)
      o     Valuation date
      o     Value by each method (cost, sales, income)
      o     Land value
      o     Final value conclusion (as is)

                        Morgan Stanley Mortgage Capital
                              Appraisal Standards
                                  (continued)

V.    Appraisal Report

      Identification of Property
      --------------------------

      A brief summary description of the subject property identifying the property by name, street address and location, legal description and current ownership. The Tax Assessor's Parcel number is optional but desirable. Site size and an improvement description summarizing gross building area, net rentable area, number of units and number of floors should be provided.

      History of Subject Property
      ---------------------------

      Give a three-year history of ownership of the subject property as required by the Appraisal Institute. Dates, as well as identification of deed recording documents, should be referenced for all transfers within the three-year period.

      Purpose of Appraisal
      --------------------

      State the purpose of the appraisal which is the objective of this report (i.e., type of value and interest appraised) and identify the dates to which estimated value(s) apply and date of report.

      Function of the Appraisal
      -------------------------

      The function of the appraisal is for loan purposes secured by the subject property. Certain assumptions in the valuation of the property may depend upon the loan proposal and lending conditions for the loan.

      Scope of the Assignment
      -----------------------

      Define the extent and the procedures used in collecting, confirming, and reporting data.

      Definitions
      -----------

      State the interest to be appraised and provide an acceptable fee simple value definition of the value that the purpose of the appraisal (fair value or market value, fee simple value, leased fee value, leasehold value, etc.). Include only those definitions applicable to the property to be appraised.

      Morgan Stanley will only accept appraisal reports which define and identify market value as follows:

      "The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specific date and the passing of title from seller to buyer under conditions whereby:

      o     Buyer and seller are typically motivated;
      o Both parties are well informed or well advised, and acting in what they consider their own best interest;
      o     A reasonable time allowed for exposure in the open market;
      o Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and
      o The price represents the normal consideration for the property sold unaffected by special creative financing or sales concessions granted by anyone associated with the sale."

                        Morgan Stanley Mortgage Capital
                              Appraisal Standards
                                  (continued)

      Commercial multifamily and industrial properties require the following value estimate, where applicable.

      o Value "as is" on the appraisal date (Current or "As Is" Value) - market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions or qualifications as of the date the appraisal is prepared; this would apply to a proposed property ("as is" would be the land only) or non-stabilized properties as of the appraisal date; for a non-stabilized property, this would include all lease-up costs such as rent loss, concessions, tenant improvements, and leasing commissions.

      Property Rights Appraised
      -------------------------

      Indicated if fee simple, leased fee or leasehold.

      Date of Appraisal
      -----------------

      Indicate the effective date of the appraisal and the date(s) of value estimates.

      Real Property Taxes and Assessments
      -----------------------------------

      Identify assessor's parcel number, current assessed value, current taxes, tax rate and tax rate area. When the appraisal assignment requires that taxes be estimated, fully explain the methodology employed by estimating taxes.

      Discuss the tax assessment policy, the tax policy affecting the sale of the subject property and the frequency of real estate reassessments. Any next term revaluations or changes in the milleage rate should be discussed.

      Location Analysis
      -----------------

      Analyze regional and city conditions and trends. Address existing conditions as well as probable future trends (e.g., proposed development moratorium). Describe existing or potential adverse influences. Include population, household, demographic and employment statistics, trends and analysis, transportation influences and other issues when relevant.

      Neighborhood Analysis
      ---------------------

      Analyze neighborhood conditions and trends. Indicate neighborhood boundaries. Include traffic patterns and counts. Discuss the development of the neighborhood, population/household/demographic characteristics (past, present, and future), transportation and the accessibility of the area, employment centers and other issues if you believe they are relevant.

      In other words, enlighten the reader about who lives or works nearby and why they do (or don't) live or work nearby. Also describe the subject location quality within the neighborhood commenting on accessibility, visibility and compatibility.

      Market Analysis
      ---------------

      This section should serve as the "foundation" of assumptions employed in the valuation section of the appraisal report. A discussion of market supply hand demand (existing and projected), absorption of competing properties and anticipated absorption of the subject property is essential. Discuss vacancy levels, rent levels, rental concessions and absorption on a macro and micro basis.

                        Morgan Stanley Mortgage Capital
                              Appraisal Standards
                                  (continued)

      If data is available, the appraisal report must address the following areas on a macro and micro basis:

      a. Total inventory in number of square feet or number of units in the market (including historical figures, if available);
      b. Current vacancy in the market (including historical figures, if available);
      c. Number of square feet under construction and also planned in the next 24 months;
      d. Average rent in the marketplace, including a description of any concessions such as tenant improvements, free rent, and allowances and a description of lease style (triple net, gross, base year stop etc.);
      e. Annual absorption and vacancies as they relate specifically to this product type, e.g., Class A office space, high-rise/Class B, mid-rise/Class C, low-rise/walk-up, etc.; and,
      f.    Economic forces which generate demand in the marketplace.

      A separate analysis of absorption is required if the subject property or a material portion of it is vacant, if key tenants are anticipated to vacate, or if the property is proposed. Macro and micro market trends should be included, with a rate of absorption and period to reach stabilized occupancy stated. This analysis should consider supply and demand factors in the market, including competitive projects under construction, in addition to income lost and expenses incurred over the absorption period. These expenses should include tenant improvement costs, advertising promotion, and leasing commissions; profit should also be deducted. In cases where net leases are typical in the market, operating expenses such as taxes, insurance, utilities, and maintenance must also be considered. The total loss in value due to absorption should be deducted from the value conclusion in each of the approaches to value to accurately reflect market value. For subdivisions, the appraisal must clearly state the estimated sales period which the property would require if marketed, based on comparable sales or other market evidence. The absorption analysis should be clearly written and logical in its conclusions.

      The appraiser must specifically address and consider the anticipated economic feasibility, as well as cite all significant market data utilized in developing conclusions. Such analyses must be presented in sufficient detail to support the appraiser's forecast of the probable success and the conclusion of highest and best use of the project. Surveys with the investor market should be conducted to address the marketability of the appraised property. This information should lend credence to the assumptions employed throughout the remainder of the appraisal report.

      In addition, Appraiser must complete the enclosed market analysis form for every report. Appraiser should summarize market information and present it in a form similar to the enclosed example.

      Site Description
      ----------------

      The site description must include a plot map and/or site plan. Also include the following:

      o     Site size and shape
      o     Dimensions
      o     Topography
      o     Soils/geologic conditions
      o     Drainage
      o     Zoning and compliance status
      o     Utilities
      o     Easement, encroachments or other legal constraints
      o     Exposure and ingress/egress
      o     Off-site improvements

                        Morgan Stanley Mortgage Capital
                              Appraisal Standards
                                  (continued)

      A report on the subject property's location in relation to earthquake faults (special study maps), flood zones, slide areas, hazardous dump sites, and other local hazards is required. Also include whether there is existence of underground storage tanks, storage containers of known or unknown contents, evidence of waste disposal, chemicals, residuals, or oil spillage, and asbestos content in building materials.

      Discuss any observed or reported easements that affect site development and value. If an easement is part of the legal description, provide a concise discussion of where the easement is located.

      Discuss any known or observed environmental hazard or risk conditions and/or any factors contributing to external obsolescence. Vintage construction should be noted and any potential concerns arising from the date of construction or quality of materials and craftsmanship used should be noted.

      Improvement Description
      -----------------------

      This section should include and discuss all building and improvement data relevant to the appraisal. The items to be included are:

      o     Actual building age and size
      o     Type structure and/or use of the building
      o     Structural and construction details and mechanical equipment
      o     Interior detail
      o     Physical condition, effective age, economic life
      o     Functional utility
      o     Site improvements, including the number of on-site parking spaces

      Identification of the total gross building and rentable and usable areas must be included. These should also be identified on a per floor basis, if available. Include an illustration of the basic floor plans, if available. Discuss any know or observed environmental hazard or risk conditions. Comment on condition and effective age and discuss any factors contributing to physical deterioration and/or functional and external obsolescence. Conclude as to the market acceptance and functionality of the improvements.

      Include exterior, interior and/or aerial views, if feasible, of the subject property. Label photos with street names and photo direction so we may visualize the building improvements and site boundaries.

      Highest and Best Use
      --------------------

      The appraisal is to contain a properly documented and supported estimate of the highest and best use of the property appraised, which is consistent with the definition of market value. Such estimate must consider the effect on use and value of the following factors:

      o     Existing land use regulations;
      o     Reasonably probable modifications of such land use regulations;
      o     Economic demand;
      o     Physical adaptability of the property;
      o     Neighborhood trends; and
      o     Optimal usage of the property

      Highest and best use analysis should address the property "as if vacant" and "as improved."

                        Morgan Stanley Mortgage Capital
                              Appraisal Standards
                                  (continued)

      Valuation Process
      -----------------

      All three approaches to value should be used and explained, if applicable. If one or more approach(es) is (are) not used, justification as to why an approach(es) was omitted must be included. Its applicability to the appraisal problem must be addressed.

      Land Valuation
      --------------

      Land is always appraised as if vacant and available for development to its highest and best use. The concluded land value must reflect cash or cash equivalent terms and must be identified as such.

      For all comparable land sales, include:

      o     Legal description (tax map, block and parcel number)
      o     Grantor/Grantee
      o     Date of sale and sale price (cash equivalent if necessary)
      o     Deed (back and page)
      o Description of site (frontage, shape, topography, availability of utilities, access/ingress/egress available, etc.)
      o     Zoning and highest and best use
      o     Terms of sale; cash equivalency
      o     Source of information (buyer/seller/broker)
      o     Any other relevant information

      Identify the comparable on a land sales location map. Each sale should be adjusted accordingly to make it similar to the subject site, where applicable.

      Discuss adjustment process and include an adjustment grid.

      Cost Approach
      -------------

      Identify the source of reproduction/replacement cost estimates (e.g., Marshall Valuation Service). Identify direct and soft or indirect costs and any potential entrepreneurial profit. For recently completed properties, include a copy of the developer's cost breakdown, if available, and a discussion of the estimated or actual development costs.

      Functional and/or external obsolescence must be fully explained. Quantify any allowances for curable physical depreciation.

      Sales Comparison Approach
      -------------------------

      Summary sales comparable information should be presented in a chart, an example of which is attached hereto. In addition, each comparable sale should be presented on an individual data sheet which identifies:

      o     Property address
      o     Assessor's parcel number (legal description)
      o     A photograph of the property
      o     Adequate description of the sale property
      o     Sale price
      o     Cash equivalent price
      o     Date of sale

                        Morgan Stanley Mortgage Capital
                              Appraisal Standards
                                  (continued)

      o     Building size
      o     Land size
      o     Deed of Record
      o     Grantor/Grantee
      o     Terms of sale
      o     Zoning
      o     Source of information
      o     Income characteristics (rents, income and expenses)
      o Investment characteristics (GIM, EGIM, cap rate, cash-on-cash rate, discount rate, terminal cap rate, growth rates, etc.)

      For each comparable, indicate the vacancy, actual income and expenses at the time of sale or for the projected year (indicate whether financial data is actual or projected) and whether estimated by the appraiser or based on the buyer's or seller's pro forms, or sometimes all three or a combination of the three sources.

      If details of the sale are insufficient to calculate the cash equivalency, comment on the relationship between price paid and the potential cash equivalent value. Always include details on financing terms. Units of comparison applied to the subject must assume cash terms.

      Site coverage and parking availability should be addressed when significant.

      Identify the subject property on a chart summarizing the sales. Also include a comparable sales location map.

      Provide sufficient descriptive information on each comparable sale property to demonstrate the following:

      o Highest and best use of the comparable is equivalent to that of the subject;
      o The sale property is physically and economically comparable to the subject;
      o The adjustments used in the analysis are supported by the market (explain derivation of adjustments). Indicate adjusted unit prices for each sale; and
      o The gross income multiplier (GIM) or effective gross income multiplier (EGIM) should be used as another unit of comparison for income producing properties. Discussion of expense ratios and a comparison with the subject's expense ratio should be indicated. Justify and discuss selection of EGIM or GIM from market comparables;
      o     Include an adjustment grid

      Income Approach
      ---------------

      The appraiser should choose the appropriate valuation techniques, i.e., direct capitalization of a stabilized income and/or discounted cash flow analysis. An explanation of why a particular method was not chosen should be provided. The key is to select the method that reflects the actions of informed investors.

      a. Include a comparable rent survey for all uses appraised (e.g., retail, office, etc.). Also include an adequate description of the surveyed comparable properties, reflecting:

      o     Lease date
      o     Contract rent
      o     Term
      o     Expenses of tenant
      o     Expenses of landlord (stop, if applicable)

                        Morgan Stanley Mortgage Capital
                              Appraisal Standards
                                  (continued)

      o     Building size
      o     Land size
      o     Deed of Record
      o     Grantor/Grantee
      o     Terms of sale
      o     Zoning
      o     Source of information
      o     Income characteristics (rents, income and expenses)
      o Investment characteristics (GIM, EGIM cap rate, cash-on-cash rate, discount rate, cap rate, growth rates, etc.)

      For each comparable, indicate the vacancy, actual income and expenses at the time of sale or for the projected year (indicate whether financial data is actual or projected) and whether estimated by the appraiser or based on the buyer's or seller's pro forms, or sometimes all three or a combination of the three sources.

      If details of the sale are insufficient to calculate the cash equivalency, comment on the relationship between price paid and the potential cash equivalent value. Always include details on financing terms. Units of comparison applied to the subject must assume cash terms.

      Site coverage and parking availability should be addressed when significant.

      Identify the subject property on a chart summarizing the sales. Also include a comparable sales location map.

      Provide sufficient descriptive information on each comparable sale property to demonstrate the following:

      o Highest and best use of the comparable is equivalent to that of the subject;
      o The sale property is physically and economically comparable to the subject;
      o The adjustment used in the analysis are supported by the market (explain derivation of adjustments). Indicate adjusted unit prices for each sale; and
      o The gross income multiplier (GIM) or effective gross income multiplier (EGIM) should be used as another unit of comparison for income producing properties. Discussion of expense ratios and a comparison with the subject's expense ratio should be indicated:
      o Justify and discuss selection of EGIM or GIM from market comparables;
      o     Include an adjustment grid

      Income Approach
      ---------------

      The appraiser should choose the appropriate valuation techniques, i.e., direct capitalization of a stabilized income and/or discounted cash flow analysis. An explanation of why a particular method was not chosen should be provided. The key is to select the method that reflects the actions of informed investors.

      a. Include a comparable rent survey for all uses appraised (e.g., retail, office, etc.). Also include an adequate description of the surveyed comparable properties, reflecting:


      o     Lease date

      o     Contract rent

      o     Term

      o     Expenses of tenant

      o     Expenses of landlord (stop, if applicable)

                        Morgan Stanley Mortgage Capital
                              Appraisal Standards
                                  (continued)

      o     Expense recoveries and growth rates;

      o     Tenant improvements and leasing commissions;

      o     Reversionary capitalization rates; and,

      o     Determination, support and justification of yield rates

      Comparable data should be presented and discussed for estimates of market rent as well as expense items. Each expense item must be discussed separately.

      Reconciliation and Final Value Estimate(s)

      Discuss the relevancy of each approach and lead the reader to the applicable conclusions of value. The emphasis assigned to each approach or the methods of selection of one estimate in preference to another should be clearly set forth and explained.

      Valuations involving such properties must fully reflect all appropriate deductions and discounts as well as anticipated cash flow that can be derived from the disposition of the asset over time. Appropriate deductions and discounts are considered to be those which reflect all expenses associated with the disposition of the realty, as of the date of completion, as well as the cost of capital and entrepreneurial profit.

VI.   Miscellaneous

      Include the miscellaneous documents and supplemental reports pertinent to the value conclusions and the appraiser's qualifications in the Addenda of the report.

VII.  Ground Lease

      When the subject property involves a ground lease, the appraisal report must include a summary of all terms and conditions of the ground lease.

VIII. Approval

      The appraisal is subject to the approval of and acceptance by Morgan Stanley.

================================================================================
                                                  ADDENDUM I - LEGAL DESCRIPTION
--------------------------------------------------------------------------------

                                   ADDENDUM I
                               LEGAL DESCRIPTION

--------------------------------------------------------------------------------

NUMBER:  92653136; NBU NO.  9241-1044

SCHEDULE A CONTINUED

thence northwestwardly along the meandering center line of Sandy Creek the following calls and dimensions; North 29 degrees, 52 minutes and 36 seconds West, 214.94 feet; North 53 degrees, 20 minutes and No seconds West, 220.0 feet; North 36 degrees, 20 minutes and No seconds West, 270.00 feet; North 70 degrees, 50 minutes and No seconds West, 250.0 feet; North 11 degrees, 45 minutes and No seconds West, 105.0 feet; thence North 41 degrees, 27 minutes and 21 seconds East, leaving Sandy Creek, 580.59 feet to a point; thence South 79 degrees, 36 minutes and 36 seconds East, 133.27 feet to a point; thence South 17 degrees, 32 minutes and 56 seconds East, 79.84 feet to a point thence South 26 degrees, 18 minutes and 55 seconds East, 100.97 to a point; thence South 78 degrees, 45 minutes and No seconds East, 174.44 feet to a point in the western line of Hairston Street; thence South 11 degrees, 15 minutes and No seconds West, along the western line of Hairston Street, 77.03 feet to a point where the western line of Hairston Street makes a bend to the left; thence South 84 degrees 18 minutes and no seconds East, along a southern line of Hairston Street, 162.31 feet; thence South 11 degrees, 8 minutes and 14 seconds West, leaving Hairston Street 238.32 feet to a point; thence South 78 degrees, 51 minutes and No seconds East, 114.20 feet to the western line of Piney Forest Road; thence southwardly and southwestwardly along the western line of Piney Forest Road and the rounding of its intersection with the northwestern line of U.S. Route 58 (Riverside Drive) and in an irregular curve to the right, the chord to it having the following calls and dimensions: South 16 degrees, 26 minutes and 35 seconds West, 23.69 feet, South 19 degrees, 26 minutes and No seconds West,, 174.80 feet; South 32 degrees, 16 minutes and No seconds west, 112.96 feet; South 33 degrees, 44 minutes and No seconds West, 44.87 feet, South 43 degrees, 39 minutes and No seconds West, 224.13 feet; South 53 degrees, 43 minutes and 30 seconds West, 82.60 feet to the point of beginning and containing 14.83 acres.

AND BEING the same property conveyed to MARK CENTERS LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP by deed from MARVIN L. SLOMOWITZ AND ISOBEL SLOMOWITZ, HIS WIFE, dated May 26, 1993 recorded June 11, 1993 at 3:55 P.M. in the Clerk's Office of the Circuit Court of Danville, Virginia, in Deed Book 987, Page 918.

================================================================================
                                                     ADDENDUM J - QULAIFICATIONS
--------------------------------------------------------------------------------

                                   ADDENDUM J
                                 QUALIFICATIONS

--------------------------------------------------------------------------------

================================================================================
                                                     ADDENDUM I - QULAIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                               JERROLD HARVEY, MAI
                            Assistant Vice President

                      CB Commercial Real Estate Group, Inc.
                    1001 Pennsylvania Avenue, N.W., Suite 210
                           Washington, D.C. 20004-2505
                                 (202) 457-5782

                                   EDUCATIONAL

Bachelor in Business Administration, Emory University, Atlanta, Georgia Successfully completed all the necessary courses to qualify for the MAI designation.
Graduate course work at various institutions in real estate law, commercial leasing, finance and investment, construction cost analysis and valuation of fractional interests.

                                  PROFESSIONAL

Member, Appraisal Institute (MAI) #8935, Current on Continuing Education Member, Local Appraisal Institute Chapter Admissions Committee.
Member, Regional Appraisal Institute Ethics and Counseling Panel.

                             LICENSES/CERTIFICATIONS

Certified General Real Estate Appraiser:  District of Columbia (10016)
Certified General Real Estate Appraiser:  State of Maryland (10086)
Certified General Real Estate Appraiser: Commonwealth of Virginia (4001-001321) Licensed Real Estate Salesperson: District of Columbia and State of Maryland

                                   EXPERIENCE

Nearly 15 years of Real Estate Appraisal, Consulting and Brokerage Experience throughout the United States specializing in the Washington - Baltimore Corridor.

1995 - Present  CB Commercial Real Estate Group, Inc.,
                 Appraisal                                  Washington, D.C.
1994 - 1995     Metropolitan Realty Advisors, Inc.          Washington, D.C.
1987 - 1994     Chase National Corporate Services           Washington, D.C.
1982 - 1987     Chase Manhattan Bank, NA.                   New York, New York
1981 - 1982     Kenneth D. Laub & Company                   New York, New York

Assignments span a wide variety of properties and markets, including office buildings, community retail centers, regional malls, industrial buildings, residential and commercial subdivisions, apartment buildings and hotels.

--------------------------------------------------------------------------------

================================================================================
                                                     ADDENDUM I - QULAIFICATIONS
--------------------------------------------------------------------------------

                                QUALIFICATIONS OF

                                  JOHN S. WARD
                               Real Estate Analyst

                      CB Commercial Real Estate Group, Inc.
                    1001 Pennsylvania Avenue, N.W., Suite 210
                           Washington, D.C. 20004-2505
                                 (202) 457-4206


                                   EDUCATIONAL

Bachelor of Arts, Urban Planning and Development, Virginia Polytechnic Institute, Blacksburg, Virginia
Graduate course work toward Masters of Science in Real Estate, John Hopkins University, Baltimore, Maryland

                                  PROFESSIONAL

Candidate for MAI Designation, Appraisal Institute

                                   EXPERIENCE

1995 - Present  CB Commercial Real Estate Group, Inc.,
                 Appraisal                               Washington, D.C.
1993 - 1995     Joseph J. Blake & Associates,
                 Appraisal                               Washington, D.C.
1990 - 1993     Digges Brothers Construction,
                 Development                             Williamsburg, Virginia

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                                    APPRAISAL



                                       OF



                                  WESTGATE MALL
                               FAIRVIEW PARK, OHIO

                                    APPRAISAL



                                       OF



                                  WESTGATE MALL
                               FAIRVIEW PARK, OHIO



                                      AS OF
                                SEPTEMBER 1, 1997



                                  PREPARED FOR



                      MORGAN STANLEY MORTGAGE CAPITAL, INC.
                            1585 BROADWAY, 37TH FLOOR
                               NEW YORK, NY 10036



                                   PREPARED BY



                            LANDAUER ASSOCIATES, INC.
                           225 WEST WASHINGTON STREET
                                   SUITE 1500
                             CHICAGO, ILLINOIS 60606

                   [Letterhead of Landauer Associates, Inc.]

September 18, 1997

Mr. James Flaum
Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway, 37th Floor
New York, NY 10036

Re:  Revised Appraisal
     Westgate Mall
     Fairview Park, Ohio

Dear Mr. Flaum:

As directed, we have made an appraisal of the above-captioned property, which consists of a regional shopping mall situated on a 50.8-acre site. The improvements were originally built in 1954, were enclosed in 1969, were renovated in 1979 and 1986, and were expanded in 1989 and 1996.

Owned square footage includes 215,771 square feet of in-line tenant space, a 5,060 square foot food court, 1,170 square feet of kiosks, and a 67,343 square foot peripheral development. Also part of ownership are two department store anchors - Dillard's North (194,511 SF) and Kohl's (94,500 SF), a movie theater (24,974 SF), Applebee's (5,001 SF), and Longhorn Steaks (5,320 SF), all of which are under ground leases.

A third anchor, Dillard's South is separately owned, and is not part of this valuation. Excluding Dillard's South, the mall's total gross leasable area measures 613,650 square feet.

The purpose of this self-contained appraisal report is to estimate the Market Value of the Leased Fee Interest in the real property described herein, subject to the existing leases and encumbrances, and the general and specific assumptions and limiting conditions as discussed in the attached report.

NOTE: The ensuing report reflects a revised market value conclusion resulting from the collection of various data from the Richard E. Jacobs Group concerning non-recoverable capital improvements.

LANDAUER
REAL ESTATE COUNSELORS

Morgan Stanley Mortgage Capital, Inc.
September 18, 1997
Page Two

Based upon our analysis, we estimate the Market Value of the Leased Fee Interest in Westgate Mall, subject to the existing leases, assumptions and limiting conditions contained in this report, as of September 1, 1997, is:

                           SIXTY FIVE MILLION DOLLARS
                                   $65,000,000

Details of our analyses, opinions, and conclusions are contained in the following report, of which this letter is a part. Thank you for the opportunity to be of service.

Respectfully submitted,

LANDAUER ASSOCIATES, INC.


/s/ James C. Kafes (MAI)                  /s/ John I. Wrzesinski

James C. Kafes, MAI, CRE                  John I. Wrzesinski, MAI, CRE
Executive Managing Director               Senior Managing Director


/s/ Paul F. Engel                         /s/ Donald T. Broderick (MAI)

Paul F. Engel                             Donald T. Broderick
Managing Director                         Associate

LANDAUER
REAL ESTATE COUNSELORS

                                TABLE OF CONTENTS

                                                                            Page

Assumptions and Limiting Conditions............................................1

Certification..................................................................6

Summary of Important Facts and Conclusions.....................................7

Nature of the Appraisal........................................................8
       Identification of the Property and Interests Appraised..................8
       Purpose, Function and Date of Appraisal.................................9
       Scope of the Appraisal..................................................9
       History of Property....................................................10
       Exposure Time and Marketing Period.....................................10

Cleveland Area Overview.......................................................13
       Population.............................................................13
       Transportation.........................................................14
       Economy................................................................15
       Employment Forecast Profile............................................16
       NOACA Employment Projections...........................................18
       Neighborhood Analysis..................................................18
       Conclusion.............................................................19

Retail Market Overview........................................................20
       Trade Area Delineation.................................................20
       Trade Area Population..................................................20
       Income Estimates and Comparisons.......................................22
       Trade Area Expenditure Potential.......................................22
       Competitive Property Analysis..........................................24

Property Description..........................................................26
       Site Analysis..........................................................26
       Zoning.................................................................26
       Real Estate Taxes......................................................27
       Improvements...........................................................28

Highest and Best Use..........................................................30
       As If Vacant...........................................................30
       As Improved............................................................30

LANDAUER
REAL ESTATE COUNSELORS

                                TABLE OF CONTENTS

                                                                            Page

Valuation Methodology.........................................................31

Cost Approach.................................................................32

Sales Comparison Approach.....................................................33
       Elements of Comparison.................................................34
       Applicability of Adjustments...........................................35
       Comparable Sales Data..................................................36
       Price Per Square Foot..................................................37

Income Capitalization Approach................................................40
       Discounted Cash Flow ("DCF") Analysis Assumptions......................40
       Revenue................................................................45
       Expenses...............................................................48
       Occupancy Costs........................................................50
       Capital Items..........................................................51
       Cash Flow..............................................................52
       Discounted Cash Flow Analysis..........................................53
       Rate Selection.........................................................54
       Valuation by Discounted Cash Flow Analysis.............................56
       Market Value Analysis as of September 1, 1997..........................57

Correlation and Conclusion ...................................................58


                                     ADDENDA

                                Legal Description
                              Lease Abstract Report
                            Rent Roll (June 30, 1997)
                           Photographs (Westgate Mall)
                          Photographs (Competing Malls)
                           NOACA Employment Statistics
                         Operating Statements (1994-96)
                             Recent Leasing Activity
                           Professional Qualifications

LANDAUER                                                                       1
REAL ESTATE COUNSELORS


ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal report has been made with the following general assumptions:

o Title to the property is assumed to be good and marketable unless otherwise stated. No responsibility is assumed for the legal description or any legal matter. The property is considered to be under responsible ownership, management, subject to responsible leasing efforts, and free of all liens and encumbrances except as specifically discussed herein.

o The definition of value, together with other definitions and assumptions on which our analyses are based are set forth in appropriate sections of this report and are to be part of these General Assumptions as if included here in their entirety.

o The information furnished to the appraisers by the client and others, as contained in this report, is considered to be from reliable sources and, where feasible, has been verified; however, no responsibility is assumed for the accuracy of the information. The appraisers reserve the right to modify the value conclusion should the accuracy of that information change subsequent to delivery of this report.

o It is assumed that there are no hidden or unapparent conditions in the property, soil, subsoil, or structures which would render the property more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering which would be required to discover them. All materials used in the structures on the appraised property are assumed to be free of asbestos, toxic materials, or any other potential health risks unless otherwise so stated and identified herein. No opinion is expressed on structural or mechanical conditions and all engineering is assumed to be correct.

o It is assumed that there is full compliance with all applicable federal, state and local environmental regulations and

LANDAUER                                                                       2
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      laws, that all applicable zoning and use regulations and restrictions have been complied with, unless a non-conformity has been stated, defined and considered in the appraisal report.

o It is assumed that all required licenses, certificates of occupancy, legislative or administrative consents from any local or national governmental or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

o It is assumed that the utilization of the land and/or improvements is within the boundaries or property lines of the property described herein and that there is no encroachment or trespass unless noted within the report.

The appraisal report has been made with, and is subject to, the following general limiting conditions:

o The appraisers herein, by reason of this appraisal report, are not required to give further consultation, testimony or to be in attendance in court or at any governmental or other hearing with reference to the property without prior arrangements having been made relative to such additional employment.

o The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

o Use and disclosure of the contents of this report is governed by the bylaws and regulations of the Appraisal Institute.

o The client may distribute copies of this appraisal report only in its entirety, to such third parties as may be selected by you; however, portions of this appraisal report shall not be

LANDAUER                                                                       3
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      given to third parties without our written consent. Liability to third parties will not be accepted.

o The Landauer Report in full (and only in full) may be reproduced; references to the Landauer Report and to Landauer may not be made in a prospectus, private placement memorandum, proxy statement or other document ("Offering Material") in connection with an offer to sell, exchange or purchase securities or similar interests or in connection with a merger, liquidation or other corporate transaction unless Landauer shall have approved, in writing, the text of any such references prior to the distribution or filing thereof.

o This appraisal report is based upon and supported by available factual economic and market data and our interpretation of market conditions as of the date of the appraisal. Though we believe that our assumptions and forecasts are well supported, we cannot be held responsible for events which may alter market and property conditions between the date of inspection and the effective date of the opinion of value.

o The information furnished to the appraisers by the client and others, as contained in this report, is considered to be from reliable sources; however, no responsibility is assumed for its accuracy. The appraisers reserve the right to modify the value conclusion should the accuracy of that information change subsequent to delivery of this appraisal report.

o The Americans with Disabilities Act ("ADA") became effective January 26, 1992. Landauer has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

LANDAUER                                                                       4
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The appraisal report has been made with, and is subject to, the following specific limiting conditions.

o We have relied upon information supplied by the property manager, owner, a previous appraisal of Westgate Mall (dated December 31, 1996 - prepared by Bach Thoreen McDermott Inc.), and Morgan Stanley Mortgage Capital, Inc. Some data, including copies of tax bills, lease abstracts, operating budgets and recovery statements, among others, were requested but unavailable for review. We reserve the right to review and change this appraisal should the data become available to us.

o We have used a June 30, 1997 rent roll report as the basis for our estimate of potential gross income. Verbal confirmation of two new lease agreements (#FC10 and # D410), one lease offer (Casual Corner), and one lease renewal (Ohio Motorists Association) were provided by Jacobs Group representative Dan Zoghby, and are assumed to be factual.

o We have relied upon audited 1994, 1995, and 1996 income and operating expense data in formulating our cash flow projections. Neither a 1997 or 1998 budget report were available for review.

o In the absence of detailed recovery statements it was necessary to project operating expense and real estate tax levels similar to those which have been collected over the last three full years of operation. While projecting recoveries on a tenant-by-tenant basis is considered more accurate relative to future projections, the uniformity reflected in historical recoveries allows us to consider our methodology reliable.

o It is assumed that the anchor tenants whose leases or operating covenants expire during the analysis period will remain as tenants at lease terms similar to those currently in place, or will exercise all available renewal options as specified within their lease agreements.

LANDAUER                                                                       5
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o It has come to our attention that the subject property is currently in the process of being abated of asbestos, the extent of which is reportedly minor. Since Landauer Associates is not an expert in this field, we advise that an independent study be performed to recognize the extent of this undertaking.

o The current lease agreement with Dillard's Home Store expires in August 31, 2000. Based on information provided in the December 1996 appraisal report, we have modeled our cash flow such that Dillard's Home Store will exercise a 10-year renewal option of their existing lease at the same terms.

o No information regarding the owned anchor tenant (Dillard's South) was provided other than an estimate of size, and historical sales volumes. Accordingly, any monetary contribution towards common area maintenance is unknown. Depending on the level of payment, if any, there could be a substantial differential in our estimate of market value. If this information becomes available we reserve the right to amend this appraisal report.

o Special Limiting Conditions are also stated in various portions of the Self-Contained Appraisal Report, and are to be carefully noted in accepting this report.

LANDAUER                                                                       6
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CERTIFICATION

The undersigned certify to the best of their knowledge and belief that the statements of fact contained in this appraisal report and upon which the analyses, opinions and conclusions expressed herein are true and correct. This report is made subject to the Assumptions and Limiting Conditions set forth on the following pages which set forth all of the limiting conditions (imposed by the terms of the assignment or by the appraisers) affecting the analyses, opinions and conclusions contained in this report.

Employment and compensation for making this appraisal are not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the attainment of a stipulated result, or the occurrence of a subsequent event. We have no direct or indirect current or prospective personal interest or bias in the subject matter of this appraisal report or to the parties involved. The appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

This report has been performed in accordance with the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation adopted by the Appraisal Institute, and the Code of Professional Ethics of the Appraisal Institute. The use of this report is subject to the requirements of the Appraisal Institute relating to review by their duly authorized representatives. As of the date of this report, James C. Kafes and John I. Wrzesinski have completed the requirements of the continuing education program of the Appraisal Institute. No one other than the undersigned prepared the analyses, opinion and conclusions concerning real estate that are set forth in this report. Donald T. Broderick inspected the property on September 3, 1997, and John I. Wrzesinski inspected the property on September 5, 1997. James C. Kafes and Paul F. Engel did not inspect the property.



/s/James C. Kafes                         /s/John I. Wrzesinski
James C. Kafes, MAI, CRE                  John I. Wrzesinski, MAI, CRE
Executive Managing Director               Senior Managing Director


/s/Paul F. Engel                          /s/Donald T. Broderick
Paul F. Engel                             Donald T. Broderick
Managing Director                         Associate

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SUMMARY OF IMPORTANT FACTS AND CONCLUSIONS

Property Identification:      Westgate Mall

Location:                     Southeast corner of Center Ridge Road and West
                              210th Street, Fairview Park, Cuyahoga County,
                              Ohio.

Property Description:         The improvements consist of a regional shopping
                              center situated on a site of approximately 50.8 acres. The improve-ments were originally built in 1954 and were last expanded in 1996. Owned square footage includes 215,771 square feet of in-line tenant space, a 5,060 square foot food court, 1,170 square feet of kiosks, and a 67,343 square foot peripheral development. Also part of ownership are two department store anchors -
                              Dillard's North (194,511 SF) and Kohl's (94,500
                              SF), a movie theater (24,974 SF), Applebee's
                              (5,001 SF), and Longhorn Steaks (5,320 SF). A third anchor, Dillard's South is separately owned, and is not part of this valuation.

Zoning:                       General Business "A" (GB-A)

Occupancy:                    86.7 percent leased and occupied, excluding the
                              anchor stores, peripheral units, and kiosks. All tenants combined, Westgate Mall is 95.2 percent leased and occupied.

Highest and Best Use:         Present Use - Regional Mall

Interest Appraised:           Leased Fee Interest, subject to the existing and
                              pending tenant leases and assumptions and limiting conditions stated herein.

Date of Valuation:            September 1, 1997

Date of Inspection:           September 3, 1997 and September 5, 1997

Market Value Indications

Cost Approach -               Not Applicable
Sales Comparison Approach -   $61,000,000 to $65,000,000
Income Capitalization
Approach -                    $65,000,000

Final Value Conclusion:       $65,000,000
                              ===========

LANDAUER                                                                       8
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NATURE OF THE APPRAISAL

IDENTIFICATION OF THE PROPERTY AND INTERESTS APPRAISED

Westgate Mall is a regional shopping mall situated on approximately 50.8 acres of land located at the southeast corner of Center Ridge Road and West 210th Street in Fairview Park, Cuyahoga County, Ohio. The improvements were originally built in 1954, were enclosed in 1969, were renovated in 1979 and 1986, and were expanded in 1989 and 1996. Owned square footage includes 215,771 square feet of in-line tenant space, a 5,060 square foot food court, 1,170 square feet of kiosks, and a 67,343 square foot peripheral development. Also part of ownership are two department store anchors - Dillard's North (194,511 SF) and Kohl's (94,500 SF), a movie theater (24,974 SF), Applebee's (5,001 SF), and Longhorn Steaks (5,320 SF), all of which are under ground leases. A third anchor, Dillard's South is separately owned, and is not part of this valuation.

Excluding Dillard's South, the mall's total gross leasable area measures 613,650 square feet. The property is currently in good condition. On-site asphalt surface parking is available, with 3,719 spaces provided. A copy of the legal description is presented in the Addenda.

The property rights appraised in this report consist of the Leased Fee Estate. Leased Fee Estate, is defined by the Appraisal Institute Dictionary of Real Estate Appraisal, Third Edition, page 204, as being:

      an ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

LANDAUER                                                                       9
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PURPOSE, FUNCTION AND DATE OF APPRAISAL

The purpose of the appraisal is to estimate the Market Value of the Leased Fee Estate as of September 1, 1997. The function of the appraisal is to assist Morgan Stanley Mortgage Capital, Inc. relating to Morgan Stanley Capital I, Inc., Commercial Pass-through Certificates, Series 1997-LL1.

The Uniform Standards of Professional Appraisal Practice defines Market Value as being:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      -     Buyer and seller are typically motivated.

      - Both parties are well informed or well advised, and acting in what they consider their own best interests.

      -     A reasonable time is allowed for exposure in the open market.

      - Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto.

      - The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

SCOPE OF THE APPRAISAL

The scope of this complete appraisal involved the systematic research and analysis necessary to reach a market value conclusion for the subject. The initial step was an inspection of the property, the general market area and the neighborhood. After investigating the area regarding economic, political, social and physical factors, research was conducted relevant to the valuation process, including gathering land sales, financial information, data concerning competitive shopping center properties and comparable

LANDAUER                                                                      10
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improved sales, and other information pertinent to the valuation. This information was reviewed, confirmed and analyzed through the use of the Sales Comparison Approach and Income Capitalization Approach to value. These methodologies are detailed in the appropriate sections of the report. The Cost Approach is not considered to provide a meaningful value indication and is excluded from the analysis, as agreed upon by the client.

Finally, a Market Value estimate was concluded based on the above analyses, which, in turn, were influenced by the most reliable and appropriate data. This narrative report is the result of our findings and analyses.

HISTORY OF PROPERTY

The owner of record for Westgate Mall is Westgate Joint Venture. The ownership has not changed over the past three years, and to the best of our knowledge the property is not being marketed for sale.

EXPOSURE TIME AND MARKETING PERIOD

The concept of exposure time is historical in nature and is presumed to have occurred prior to the effective date of the appraisal. Alternatively, marketing period occurs after the effective date of the appraisal and may or may not be directly related to the value presented. The actual sale price could increase, decrease, or remain static during the marketing period depending upon market conditions and the type of property being appraised.

CB Commercial's National Investor Survey - First Quarter 1997 reports marketing times for Class A regional malls ranging from 8 to 12 months. They report an overall average marketing time for regional mall properties of 9.9 months. Korpacz's Real Estate Investor Survey - Second Quarter 1997 states an average marketing time for regional malls at 10.44 months.

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Since most investors' perceptions and estimates of marketing period are based largely on exposure times that they have recently encountered in similar transactions, it stands to reason that there should be some correlation between marketing periods and exposure times. In fact, in the absence of perceived changes in the market or other extenuating circumstances, marketing period and exposure time should be identical. That is to say, if all other things are held constant, a property that (retrospectively) required an exposure time of one year could be expected to have a marketing period (prospectively) also of one year.

Differences in the two concepts could appear when there is a perceived change in the market. To use the same example presented above, if a property required an exposure time of one year but perceived market conditions are improving, an appropriate estimate of marketing period could reasonably be expected to be less than one year. Conversely, if market conditions were anticipated to worsen, marketing period might exceed exposure time.

Objectively quantifying such differences would be virtually impossible; however, understanding the relationship between the two concepts and how they are affected by perceived changes in the market allows one to better estimate (subjectively) a reasonable period for exposure time and marketing period. This is especially important during periods when actual market evidence is limited by a lack of transactions. It is then necessary to decide if exposure time began when the property was first offered for sale or when the price was dropped to (or near) the ultimate sale price. Further complicating the issue is the question of whether exposure time ends when a sale contract is signed or whether it ends at the closing date of a sale.

Based upon our investigations, we believe that a marketing period up to 12 months is reasonably appropriate. Furthermore, it is our opinion that the exposure time commensurate with our estimate of value for the subject would also be up to 12 months.

AREA MAP - CLEVELAND

[GRAPHIC OMITTED]

LANDAUER                                                                      13
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CLEVELAND AREA OVERVIEW

Cleveland is strategically located half-way between New York and Chicago and is at the center of a 600-mile circle that contains one-half of the population of the United States and Canada. Greater Cleveland is located on the south shore of Lake Erie, one of the world's largest bodies of fresh water, extending 100 miles along the shoreline and more than 40 miles inland. The city of Cleveland contains a total land area of approximately 76 square miles. The metropolitan area is generally defined as the Cleveland-Lorain-Elyria PMSA (Primary Metropolitan Statistical Area). This area, which contains approximately 1,519 square miles, encompasses Ashtabula, Cuyahoga, Geauga, Lake, Lorain and Medina counties.

POPULATION

Cleveland is the nation's 24th largest city with a 1990 Census population of 505,616 persons. The six-county PMSA has a 1996 estimated population of 2,227,977 persons, making it the 20th most populous metro area in the nation. The PMSA is by far the largest in Ohio, with 28.0 percent more residents than Cincinnati and 35.0 percent more residents than the state capital, Columbus. Cuyahoga County, which includes the city of Cleveland, and measures 456 square miles, had a 1990 population of 1,412,140. The 1996 estimated population for Cuyahoga County stands at 1,394,647 persons.

                                                    Population Data

Population             Sample        Estimated       Projected       % Change        % Change         % Change
                        1990           1996            2001          (1980-90)       (1990-96)       (1996-2001)
                        ----           ----            ----          ---------       ---------       -----------
Cuyahoga County       1,412,140      1,394,647       1,370,201         -0.6%           -0.2%            -0.4%
Cleveland PMSA        2,202,069      2,227,977       2,233,324         -0.3%           +0.2%             0.0%

Source - Urban Decision Systems (Regional Economic Demographic Fact Sheet, Cuyahoga County)

As shown, the six-county PMSA experienced an overall population decrease of 0.3 percent between 1980 and 1990; however, this trend reversed itself and a 0.2 percent total population gain between 1990 and 1996 has been attained. The chart on the preceding page indicates that total population

LANDAUER                                                                      14
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should remain unchained in the PMSA through 2001. Another widely recognized demographic service firm, DRI/McGraw-Hill forecasts a negligible 0.1 percent population gain for the Cleveland metropolitan area between 1995 and 2000. According to this study, Cleveland's population growth through 1997 is projected to be the eight-slowest pace in the nation.

Cuyahoga County on the other hand experienced a population decline of 0.2 percent between 1990 and 1996, following a decline of 0.6 percent during the period 1980 to 1990. The chart on the preceding page forecasts a further drop of
0.4 percent between 1996 and 2001. Most of the County's population loss is a result of suburbanization, a common trend of other major U.S. cities. Thus far however, the impact of the population migration to the suburban areas thus far has had a minimal impact on the downtown work force, due in part to the region's transportation network.

TRANSPORTATION

Highways - Area highways include six interstate highways, three of which (I-71, I-77, and I-90) traverse downtown Cleveland; five U.S. highways, all of which lead to downtown Cleveland; and 23 state highways. The proximity of the Cleveland metropolitan area to the Ohio Turnpike and the north/south interstate system make it ideal for motor transportation and the interstate network furnishes quick access to other major U.S. urban centers. Cleveland is located within 700 miles of 65 percent of the nation's manufacturing plants.

Mass Transit System - The mass transit system in the Cleveland area covers all of Cuyahoga County and extends into the counties of Lorain, Medina, Geauga, and Lake. It includes a rail rapid transit facility from the Cleveland Hopkins International Airport in southwest Cuyahoga County to downtown Cleveland, with feeder bus routes throughout the county and into four surrounding counties.

All three rail rapid transit systems feed into the downtown, while a loop bus system provides additional service throughout the city.

LANDAUER                                                                      15
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Railroads - Cleveland and northeastern Ohio are served by Chessie System, Norfolk & Western, and Conrail. Because of Cleveland's geographic location, first-day service by rail is provided to many key markets including Pittsburgh, Detroit, Chicago, and Cincinnati. Most major markets in the East, Midwest and South can be reached in the second day by rail service.

Ports - The St. Lawrence Seaway provides Cleveland with an international port. This port is the largest on Lake Erie and the third largest U.S. port on the Great Lakes, having 10 miles of docks along the Cuyahoga River.

Air Transportation - Cleveland Hopkins International Airport is the region's principal airport. Thirty major metropolitan markets in the United States and Canada are served, with over 60 major cities served by non-stop or direct flights.

In addition, the Burke Lakefront Airport in downtown Cleveland provides private commuter service and facilities for business jets. The Cuyahoga County Airport, located 20 miles to the east, also provides excellent facilities and services for business jets and is the primary general aviation reliever to the Cleveland Hopkins International Airport.

ECONOMY

Cleveland is a midwestern center for Finance, Insurance and Health Care. Regionally, only Chicago, Detroit, Minneapolis and St. Louis have more workers in the combined Finance, Insurance and Real Estate (FIRE) sector, while Health Care accounts for more than one-third of all services employment.

Due to the area's location along Lake Erie, its proximity to Detroit, Buffalo and Canada, as well its position between the Northeastern states and the industrial Midwest, Cleveland has attracted a large number of transportation and warehousing facilities. However, with Manufacturing accounting for nearly 20.0 percent of all non-farm employment, Cleveland's economy remains dependent of the fortunes of this cyclically sensitive sector. Cleveland's local economy is especially dependent upon the

LANDAUER                                                                      16
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durable goods-producing industries, which effectively accounts for nearly 69.0 percent of all manufacturing jobs.

Cleveland's dominant primary and fabricated metals industries supply the region's massive auto industry, including two assembly plants within the PMSA. Non-electrical machinery is the area's second-largest industrial employer, producing metal-working machinery and general heavy-industrial machinery. Cuyahoga County's largest employers are listed as follows:

              Cuyahoga County's 15 Largest Employers (1994 - 1996)

Company                                       1994           1995          1996
-------                                       ----           ----          ----
United States of America                     17,200         17,898        17,540
Cuyahoga County                               9,917          9,643         9,382
Cleveland Clinic Foundation                   9,208          9,420         9,445
University Hospitals                            N/A          8,972         9,206
Cleveland Board of Education                  8,950          8,881         8,520
City of Cleveland                             8,210          8,297         9,327
Ford Motor Company                              N/A          7,406         8,000
KeyCorp                                       6,888          6,982         6,582
LTV Corporation                               6,540          6,381         5,979
National City Corporation                     4,170          5,000         3,556
MetroHealth System                            5,165          4,862         4,769
Ameritech Ohio                                  N/A          4,497         4,703
Meridia Health System                         4,131          4,469         4,382
Case Western University                       4,271          4,377         4,492
State of Ohio                                 3,942          3,955         3,739

Source - Crain's Cleveland Business

EMPLOYMENT FORECAST PROFILE

DRI/McGraw-Hill studies indicate that Cleveland's overall job growth, restrained by its dependence on a shrinking Manufacturing sector and ongoing out-migration, will average a paltry 0.5 percent rate per year between 1998 and 2001, among the slowest in the nation. Consequently, now that strong cyclical gains in Manufacturing have come to an end, Cleveland must turn to its non-manufacturing sectors to support growth. Sluggish population gains however are expected to restrain growth locally. Still, it is

LANDAUER                                                                      17
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expected that the Service sector will continue to dominate job growth among Cleveland's non-manufacturing sectors, with most of the growth concentrated in business services.

It is generally believed that the fastest growing segment of business services, namely personnel services, will see its robust expansion continue. It is also believed that slow population gains will limit the demand for personal and education services, while growth in health care will continue to be restrained by structural changes in the industry. As a whole, job growth in Cleveland's Service sector should average 1.4 percent per year, which is still considerably slower than the rate expected for the average Top 100-Plus PMSAs.

Cuyahoga County has recently under-performed the 6-county PMSA, posting a 0.1 percent decline in total non-agricultural employment between 1990 and 1996, as evidenced in following chart compiled by Data Resources, Inc. However, from 1996 to 2001, total non-agricultural employment is expected to parallel those gains anticipated in the PMSA with a growth rate of 0.6 percent. Like the PMSA, most of the job gains in Cuyahoga County should be realized in the Trade, FIRE and Service sectors, while continued job loss is anticipated in the Mining and Manufacturing sectors.

                      Non-Agricultural Employment Forecast
                           Cuyahoga County (1990-2001)

                                                           % Change     % Change
Industry                1990        1996        2001       1990-96      1996-01
                        ----        ----        ----       -------      -------
Mining                   456         782         654         8.1%        -2.1%
Construction          26,515      28,119      28,031         1.0%        -0.1%
Manufacturing        163,436     139,192     129,807        -2.6%        -1.4%
Note (a)              38,373      35,996      35,355        -1.1%        -0.4%
Trade                188,186     182,770     190,967        -0.5%         0.9%
FIRE                  52,922      59,759      61,669         2.0%         0.6%
Services             226,873     246,244     269,260         1.4%         1.8%
Government            99,795     100,113     101,803         0.1%         0.3%

TOTAL                796,556     792,921     817,545        -0.1%         0.6%

(a) Transportation and Public Utilities

Source - Data Resources, Inc.

LANDAUER                                                                      18
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Employment growth on both a regional and county-wide basis is expected to lag behind those growth projections for the State of Ohio and United States.

NOACA EMPLOYMENT PROJECTIONS

In a study of employment projections released in April, 1997, the Northeast Ohio Areawide Coordinating Agency estimated non-agricultural regional employment at 1,201,000 in 1995. A copy of this study is presented in the Addenda. Per NOACA statistics, the two largest employment industries as of 1995 were the service sector (30.5 percent) and the manufacturing sector (19.4 percent). NOACA projects that by the year 2000, total non-agricultural employment will increase by 2.4 percent, or at a compound annual rate of nearly 0.5 percent. By the year 2000, the service sector is expected to increase its share of total employment to 32.1 percent, while the manufacturing sector is projected to decline its share to 17.6 percent. The 1990 to 1996 regional unemployment statistics analyzed by NOACA are also presented in the Addenda. Per this table, Cuyahoga County had a 1996 unemployment rate of 5.0 percent, slightly higher than the regional rate of 4.9 percent.

NEIGHBORHOOD ANALYSIS

Westgate Mall is located in Fairview Park, Cuyahoga County, Ohio, approximately 8 miles west of Downtown Cleveland. The immediate area has a mix of residential and commercial development. Commercial development primarily consists of retail, office and restaurant improvements. Little land remains for additional development.

Fairview Park is accessible to the area's Interstate Highway System and Westgate Mall itself is situated less than one mile from Interstate Highway I-90 and two miles north of Interstate Highway I-480. East-West traffic arteries within a one mile radius include Detroit Road (Route 2), Center Ridge Road (Route 22) and Lorain Road (Route 10), while north-south traffic arteries primarily include Wooster Road and West 210th Street. Fairview Park is less than 6 miles southwest from Downtown Cleveland and 2 miles north of Cleveland Hopkins International Airport.

LANDAUER                                                                      19
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CONCLUSION

The long-term outlook for the metropolitan Cleveland economy is justifiably favorable. Economic restructuring beginning in the early 1980s has brought about a greater balance in the employment sectors, resulting in a healthier and stronger economy better able to retain stability through a variety of economic cycles. Population losses have been stemmed in the metropolitan area and the long-term outlook for continued economic growth in the area is favorable. Population growth, however, is expected to be negative for the city of Cleveland during the remaining part of the decade. Most of the population and employment growth in the 1990s will take place in the collar counties, with overall employment growth in Cuyahoga County likely to remain flat.

LANDAUER                                                                      20
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RETAIL MARKET OVERVIEW

TRADE AREA DELINEATION

The ability of a retail store or group of stores to attract customers from within a specific market is limited by physical (geographic) are retail merchandising constraints. Consideration must be given to such factors as distance, driving times, the access convenience provided by existing and future highway systems, distribution of the resident population within the related region, and the natural as well as man-made barriers which direct or channel the movement of residents within the area. Other factors such as merchandising profile and strength exhibited by on-site retailers relative to competing shopping facilities may also have a profound impact on the trade area's definition.

Typically, the majority of a mall's recurring sales are generated by residents located within a "Primary Trade Area", while additional sales are generated by persons residing outside of this area, either in a "Secondary Trade Area" or outside of the region altogether. The subject property is a suburban mall, located in an area having a high population density. According to the General Manager (David Reed), the Primary Trade Area includes Bay Village, Lakewood, Rocky River, Fairview Park, Westlake and North Olmstead. According to Mr. Reed, almost 80.0 percent of all shoppers reside in those communities. In Mr. Reed's opinion, 10.0 percent of the remaining shoppers come from the Secondary Trade Area, while the other 10.0 percent are in-flow consumers. The distance of the trade area boundaries vary from the subject, but most of the shoppers appear to come from an area within 10- to 15-miles. For this analysis, we have chosen an area contained within a 10-mile radius from the intersection of Centeridge Road and West 210th Street.

TRADE AREA POPULATION

Per our review of Demographic Trends published by Urban Decision Systems, Inc., the current population within a 10-mile ring of Westgate Mall is estimated at 640,546 residents. In 1990, the Census indicated a population count of 638,124 residents within the 10-mile ring, suggesting that

LANDAUER                                                                      21
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population has remained relatively level over the past six year period. Urban Decision Systems projects a slight decline in population to a level of 636,827 residents by the year 2001. The table below shows population projections for both the subject's trade area and the Cleveland-Lorain-Elyria, OH, PMSA.

                      Westgate Mall - Population Estimates

                             1990 Census           1996 Est.          2001 Proj.
                             -----------           ---------          ----------
Trade Area                      638,124              640,546             636,827
Cleveland PMSA                2,202,069            2,227,977           2,233,324

Source -Urban Decision Systems, Inc.

The preceding table indicates that population in the trade area is expected to decline by a compound annual rate of 0.1 percent between 1996 and 2001, in contrast to the PMSA, which is not expected to show any movement at all.

The following table displays the number of households included in the trade area, as estimated by UDS. Similar to population, the number of households in the trade area is projected to decline by the year 2001, unlike the PMSA, which is anticipated to grow at a compound annual rate of 0.1 percent. Nevertheless, the growth/decline represents relative stability in both population and households.

                       Westgate Mall - Household Estimates

                             1990 Census           1996 Est.          2001 Proj.
                             -----------           ---------          ----------
Trade Area                     254,911              263,028            262,895
Cleveland PMSA                 845,186              876,236            881,190

Source - Urban Decision Systems, Inc.

LANDAUER                                                                      22
REAL ESTATE COUNSELORS


INCOME ESTIMATES AND COMPARISONS

The income characteristics of the subject property's trade area has a direct bearing on the property's economic viability. The following table presents a comparison of the income characteristics of the subject property's trade area to the Cleveland-Lorain-Elyria, OH, PMSA and the nation.

                    Westgate Mall - Average Household Income

                             1990 Census            1996 Est.         2001 Proj.
                             -----------            ---------         ----------

Trade Area                     $36,951               $41,680           $49,326
Cleveland PMSA                 $37,701               $43,018           $51,319
United States                  $38,464               $44,680           $53,841

Source - Urban Decision Systems, Inc.

Unlike population, the average household income for the trade area is projected to increase to $49,328 by the year 2001, indicating an 18.4 percent gain over the 1996 level of $41,680. The above chart indicates that the average household income level for the trade area will grow at a compound annual rate of 3.4 percent, a level slightly lower than the 3.6 and 3.8 percent rates forecast for the PMSA and United States, respectively. We note that the estimated average household income for the trade area is below the PMSA and U.S. average.

TRADE AREA EXPENDITURE POTENTIAL

The retail expenditure potential of the subject's trade area is estimated by a three-step process: first, the total personal income of the trade area is calculated by multiplying the average household income by the number of households; second, the total personal income is multiplied by a disposable income factor (income remaining after taxes); and third, disposable income is multiplied by a GAFO factor (expenditures for general merchandise, apparel, furnishings, and other retail purchases) to estimate the amount of trade area income available for retail purchases.

LANDAUER                                                                      23
REAL ESTATE COUNSELORS


The disposability factor for the state of Ohio was 87.14 percent in 1990, and is estimated at 86.85 percent for both 1996 and 2001. The general benchmark for GAFO expenditures generally is estimated to be 20.0 percent of disposable income. For the 6 year period between 1990 and 1996, GAFO sales within the subject's 10-mile trade ring increased by a compound annual rate of 2.65 percent. For the 5-year period between 1996 and 2001, GAFO sales for the trade ring are expected to increase by 3.43 percent per year, compounded. For purposes of comparison, the expenditure calculations for the subject trade area are illustrated below for the years 1990, 1996 and 2001.

                  Westgate Mall - Trade Area GAFO Expenditures

                                                    1990       1996       2001
                                                    ----       ----       ----

            Population                             638,124    640,546    636,827
            Total Households                       254,911    263,028    262,895
            Average Household Income              $ 36,951   $ 41,680   $ 49,326

            Total Income (Million)                $  9,419   $ 11,055   $ 13,084

            Disposability Factor                     0.871      0.869      0.869
            Disposable Income (Million)           $  8,208   $  9,601   $ 11,363

            GAFO Factor                               0.20       0.20       0.20
            GAFO Expenditures (Million)           $  1,642   $  1,920   $  2,273

            Source - Urban Decision Systems, Inc., Landauer Associates, Inc.

In our analysis, we are projecting total first year mall sales (FY 1998) to be $100,556,000 (anchors included), which is expected to increase to $124,410,000 by FY 2002, indicating a 4.1 percent compound annual growth rate. Our sales projections suggest that Westgate Mall is expected to capture 5.2 percent of potential trade area GAFO expenditures in 1997, increasing to a 5.5 percent capture rate by 2001. Typical capture rates for regional malls range between 7.0 and 15.0 percent of GAFO. The subject's capture rate is below the range given the presence of 3 regional malls within the trade area. Growth rates for retail sales and market rents used later in this appraisal are developed based on projected growth in trade area retail expenditures. Utilizing the above analysis, historic and projected compound annual sales growth figures are extracted and analyzed. In this analysis, we have applied a

LANDAUER                                                                      24
REAL ESTATE COUNSELORS


general inflation rate of 3.5 percent. Tenant sales were grown at 4.0 percent, reflecting the addition of Kohl's as an anchor.

Competitive Property Analysis

Westgate Mall is a strong performer within its market. The center's location, size and tenant mix all act to enhance its competitive position and the merchandise mix of the center appears to cater well to the population within its market.

Numerous department stores and retail centers in Metro Cleveland provide competition for the subject. Following is a summary of those malls which we consider to be most competitive with Westgate.

o Great Northern Mall - located in N. Olmstead, just north of Interstate Highway I-480 along Great Northern Boulevard, 4 miles southwest of the subject, provides the primary competition. This mall is owned by CGR Advisors and was originally built in 1976, expanded in 1987 and renovated in 1992. The 891,479 square foot center is anchored by JC Penney, Kaufmann's and Sears. It is rumored that a Dillard's will be added near the mall's South Court; however, no announcements have been made. Local brokers believe the area in question can accommodate a 140,000 square foot anchor. Located adjacent to the mall are the Plazas at Great Northern, a 70-store power-center featuring Kids `R Us and Marshall's. During our inspection of the property on September 2, 1997, we encountered 3 in-line vacancies. Leasing representatives of The Richard Jacobs Group indicated that retail sales at Great Northern Mall have reportedly dropped between
      5.0 and 10.0 percent since the opening of SouthPark Center.

o SouthPark Center - located along State Route 82, one mile west of Interstate Highway I-71, 10 miles south of the subject, provides secondary competition. This two-level mall is owned by The Richard Jacobs Group and first opened in November

LANDAUER                                                                      25
REAL ESTATE COUNSELORS


      1996. The 1,384,555 square foot center is anchored by JC Penney, Kaufmann's, Sears, Dillard's and Kohl's. SouthPark Center is the largest shopping mall in Cleveland. During our inspection of the property on September 2, 1997, we encountered 12 in-line vacancies. SouthPark's contemporary design accommodates bay depths of approximately 100 feet.

o Parmatown Mall - located at the intersection of Ridgewood Drive and Ridge Road, 8 miles southeast of the subject in Parma, provides secondary competition. This mall is owned by Forest City Enterprises and was originally built in 1956 and was renovated in 1986. The 1,300,000 square foot center is anchored by JC Penney, Kaufmann's and Dillard's. The mall layout is circuitous. During our inspection of the property on September 2, 1997, we encountered 13 in-line vacancies. Leasing representatives of The Richard Jacobs Group indicated that retail sales at Parmatown Mall have dropped between 20.0 and 25.0 percent since the opening of SouthPark Center.

o Midway Mall - located at the intersection of Interstate Highway I-90 and Route 57, 13 miles northwest in Elyria, provides secondary competition. This mall is owned by The Richard Jacobs Group and was originally built in 1966 and expanded in 1991. The 1,184,004 square foot center is anchored by JC Penney, Kaufmann's, Sears and Dillard's. Located adjacent to the mall are freestanding restaurants and big-box retailers Kmart and Wal-Mart. During our inspection of the property on September 3, 1997, we encountered 13 in-line vacancies.

With the noted exception of Great Northern Mall, we have no knowledge of any new retail center additions which are currently planned for this market area that would have an immediate impact on the performance of Westgate Mall.

Site Plan

[GRAPHIC OMITTED]

LANDAUER                                                                      26
REAL ESTATE COUNSELORS


PROPERTY DESCRIPTION

SITE ANALYSIS

The Westgate site is located at the southeast corner of Center Ridge Road and West 210th Street, in Fairview Park, Cuyahoga County, Ohio. The site measures a total of 50.8 acres, or 2,211,106 square feet, and contains 1,010 feet of frontage along the south side of Center Ridge Road, 1,580 feet of frontage along the east side of West 210th Street, and 950 feet of frontage along the west side of Linden Road. Access is most direct along Center Ridge Road. A site plan is presented on the facing page. Parking is provided for 3,719 cars.

Surrounding land uses include commercial properties to the north, a medical building, high school and park to the south, mid-rise offices and a bank to the east, and residential homes to the west. All standard public utilities are available to the site - water/sewer service is provided by the City of Cleveland, electricity by the Cleveland Illuminating Co., natural gas by the East Ohio Gas Co., and telephone service by Ameritech. No soils tests were available for our review, and we assume that no adverse soil conditions exist.

The site is subject to various utility easements, setback lines and cross-reciprocal easements that are standard in most malls. The site is irregular in shape, and the topography is basically level. The site is identified on Flood Insurance Rate Map 390108 0005B dated February 4, 1983, and is part of the Zone C, and area outside of the 500-year flood plain.

ZONING

The subject property is zoned General Business "A" (GB-A), by the City of Fairview Park, a zoning classification that allows a variety of retail, office, hospital and hotel use and development. It appears that the subject improvements are in conformance with the zoning ordinance. Applicable portions of the zoning ordinance are retained in our files.

LANDAUER                                                                      27
REAL ESTATE COUNSELORS


REAL ESTATE TAXES

The subject falls within the tax jurisdiction of Cuyahoga County, Ohio. Real estate taxes in the State of Ohio are assessed at 35.0 percent of the property's estimated Market Value. Real estate taxes are due and payable in two installments. The 1997 Assessments and Tax Rates were not yet available as of the effective date of this analysis. 1997 is a reassessment year. The subject property consists of two tax parcels, 304-200-01 and 323-340-05.

Total 1995 Taxes, payable in 1996 equated to $445,352, based on a total Assessed Value of $22,194,742. Total 1996 Taxes, payable in 1997, equate to $680,938, and are based on a total Assessed Value of $31,878,257. The new Kohl's is currently assessed at a 100.0 percent level of completion. According to representatives of the Cuyahoga County Auditor's Office, 1997 is an update year for assessments. The new values were not yet available; however, as of September 9, 1997, county representatives indicated that 2.0 to 3.0 percent assessment increases could be expected. Over the long-term, we anticipate property tax increases will average
3.5 percent per annum.

LANDAUER                                                                      28
REAL ESTATE COUNSELORS


IMPROVEMENTS

Westgate Mall is a single-level, masonry and steel, regional shopping center situated on a 50.8-acre site. A breakdown of the center's square footage is as follows.

                       Westgate Mall Area Delineation (SF)

            In-Line Tenants                                  215,771
            Food Court                                         5,060
            Peripherals                                       67,343
            Dillard's North                                  194,511
            Kohl's                                            94,500
            General Cinema                                    24,974
            Applebee's                                         5,001
            Longhorn Steaks                                    5,320
                                                             -------
            Total (Owned) Appraised                          613,650

            Dillard's South                                  172,000

            Total (Mall)                                     785,650

On the initial date of inspection (September 3, 1997), the permanent enclosed mall shops were 86.7 percent leased and occupied. Including the anchor stores, outlot tenants, and kiosks, the mall was 95.2 percent occupied. Beginning January 1, 1998, pending the completion of 3 lease agreements, we anticipate the in-line occupancy level to increase to 90.5 percent. For calculating occupancy, we have treated temporary tenants as vacant units.

The following is a brief description of the physical components of Westgate
Mall.

Foundations:                  Slab on grade.

Exterior Walls:               Brick veneer with steel column covers.

Roof: Graveled built-up roofs, single ply membrane, fiber and single ply flashing and skylights. The food court and west mall have proprietary standing seam metal roofs.

Ceilings:                     Acoustic tile mounted with exposed or concealed
                              splines.

LANDAUER                                                                      29
REAL ESTATE COUNSELORS


Floor: Generally carpeted or finished wood, with some quarry or ceramic tile.

Lighting:                     Common lighting is provided via post light
                              fixtures with flood lights and metal halide down lights. Skylights are located throughout the mall area. Exterior lighting is pole-mounted.

HVAC System:                  All mall tenants are heated by individual
                              roof-mounted package units. Anchor tenants have separate HVAC systems. Dillard's Home Center has a central boiler, pumps, Chiller and rooftop cooling tower.

Fire Protection:              The shopping center is fully sprinklered with a
                              wet system.

Condition:                    Based on our observations, the property is
                              considered to be in good condition. The center is of average-quality construction with an appealing single-level design. Circulation and parking are adequate and appropriate for a multi-tenant shopping center. Based on information provided in a December 1996 appraisal report prepared by Bach
                              Thoreen McDermott Inc., The Jacobs Group has reportedly implemented a five-year capital improvement plan to address pavement repairs, metal door and frame replacements, miscellaneous exterior repairs, roof revisions, some HVAC replacement, and ADA compliance issues. The total
                              5-year expenditure, as budgeted by the Jacobs
                              Group is $1,338,900, which we have incorporated into our annual cash flow projections on a straight line basis with equal annual installments of $267,780 for Calendar Years 1997 through 2001.

LANDAUER                                                                      30
REAL ESTATE COUNSELORS


HIGHEST AND BEST USE

Highest and best use is defined in The Appraisal of Real Estate, 10th Edition, as: The reasonably, probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and that results in the highest value.

Inherent in this definition is the separation of land and improvements. That is, the highest and best use for the land, as if vacant and available, could be different from the highest and best use of the improved property. All criteria must be met separately for both land and improvements.

AS IF VACANT

The subject property is located on a well-traveled commercial artery. The best potential use would be one that benefits from the site's exposure and accessibility. The existing terrain is suitable for almost any type of commercial development. The property is zoned for commercial development and has been approved as a regional shopping center site by the City of Fairview Park. Surrounding land uses include residential, commercial and office developments with commercial use as the dominant use. Considering these factors, the Highest and Best Use of the site, if vacant, would be for a regional shopping center.

AS IMPROVED

The appraised property is improved with a regional shopping mall. The design and layout of the center are suitable for typical tenant needs. Having analyzed competing retail centers, as well as the property's location, design, and condition, we conclude that the present use represents the Highest and Best Use of the site, as improved.

LANDAUER                                                                      31
REAL ESTATE COUNSELORS


VALUATION METHODOLOGY

All three approaches to value - the Cost Approach, Sales Comparison Approach, and Income Capitalization Approach were considered in the valuation of the subject property.

The Cost Approach is based upon the theory of substitution, which implies that a prudent investor will not pay more to purchase a property than it would cost to create a comparable substitute property. The value of the underlying land as if vacant and available for development is first estimated. To this is added the estimated cost of reproducing or replacing the subject property, less the estimated amount of any depreciation (physical and functional) and obsolescence (economic). The Cost Approach is not used in this appraisal are agreed to by the client.

The Sales Comparison Approach involves a direct comparison of the subject property with similar properties that have sold, in order to derive an estimate of market value. It is also based on the theory of substitution, and implies that a prudent investor would not pay more to buy the subject property than he would to buy an equally desirable substitute property. Because of wide differences in age, condition, tenancy, location, and (most importantly) anticipated net income, this analysis often provides only broad indications of general valuation parameters, such as price per square foot of gross building or rentable area, and overall capitalization rates.

The Income Capitalization Approach is usually regarded as the primary indicator of value when analyzing income-producing properties. Either through the direct capitalization of net income or the discounting of projected cash flows into a present worth indication, the analyst has reliable tools with which to formulate an estimate of market value. Essential to this approach is an awareness of market rents, operating costs, current investor yield requirements, and the relative risks associated with varying types of investment instruments. Based on the methodologies of the three approaches to value, we have conducted our analysis of the subject property. Our assumptions and conclusions for each approach are presented in the following sections of the report.

LANDAUER                                                                      32
REAL ESTATE COUNSELORS


COST APPROACH

The Cost Approach was considered but not employed for three reasons - (a) the lack of comparable construction cost data; (b) the inappropriateness of the valuation technique; and (c) the lack of comparable land sales suitable for regional mall development.

Income producing properties like the subject property do not lend themselves to reliable estimates of value by the Cost Approach. The purpose of this appraisal is to estimate the market value of the Leased Fee Interest. Because of the potential impact of above or below market leases, specific anchor tenant operating agreements, ground leases, and other unique lease requirements oftentimes found in regional malls, the Cost Approach cannot accurately measure the effect of such factors. In addition, the Cost Approach does not reflect the motivations inherent in purchasing income-producing properties. Shopping centers in many instances require intensive leasing, management and operational skills in order to maximize their performance. The above relationships are economic in nature, and in our opinion are best measured by proper application of the Income Approach to value. As a result of this, we have not undertaken an analysis of the property by the Cost Approach, as previously agreed to by the client and Landauer.

LANDAUER                                                                      33
REAL ESTATE COUNSELORS


SALES COMPARISON APPROACH

The Sales Comparison Approach is based on the principle of substitution, which implies that a prudent investor will not pay more to buy a property than what it would cost to purchase an equally desirable or substitute property. The Sales Comparison Approach is a valuation technique by which market value is estimated by direct comparison of the subject property with current offerings and/or actual sales transactions of like or similar properties that occurred recently. The process is one of analyzing the listing or sale, and correlating the characteristics of the property involved and the known details of the transaction so that such data can then be adjusted relative to the subject property.

To apply the Sales Comparison Approach, an appraiser considers data on sales, contracts, offers, refusals, and listings of properties considered comparable to the subject property. First, the appraiser thoroughly researches the prices, real property rights conveyed, financing terms, motivations of buyers and sellers, and transaction dates of the sale properties. Then, details on each property's location, physical and functional condition, and income producing characteristics must be examined. The degree of reliance placed on the Sales Comparison Approach is directly related to the following.

1)    The degree of comparability of each property with the subject property;

2) The date of the sale in relation to the date of the current appraisal, taking into account market changes during the interim;

3)    Reliability of the sales data; and

4) Appropriate adjustments for unusual conditions, if any, affecting price or terms of the sale.

LANDAUER                                                                      34
REAL ESTATE COUNSELORS


ELEMENTS OF COMPARISON

The appraiser considers and compares all differences between the comparable properties and the subject property that could affect value. Adjustments for dissimilarities are made to the price of each comparable property to make the comparable equal to the subject on the date of the appraisal.

There are several common elements of comparison that should always be considered in a sales comparison analysis. Each is described as follows:

Real Property Rights Conveyed: A transaction price is always predicated upon the real property interest conveyed. Many types of real estate, particularly income producing property, are sold subject to existing leases. The revenue generating potential of a property is often fixed or limited by the terms of existing leases. In the valuation process, adjustments must be made to any limitations which may inhibit the property's ability to generate a level of net operating income constrained only by market events.

Financing Terms: The transaction price of one property may differ from that of an identical property due to different financing arrangements. Estimates of market value are generally based upon an all cash basis or subject to financing terms typically available in the market. Calculations for atypical financing vary depending upon the type of financing arrangement and the market perceptions of the added value. These adjustments are commonly referred to as "cash equivalency" adjustments.

Conditions of Sale: These adjustments reflect the motivations of the buyer and the seller. The motivations of the sale must be thoroughly researched before an adjustment is made.

Date of Sale: Market conditions generally change over time, but the date of an appraisal is a specific point in time. Therefore, past sales must be examined in light of the direction of change

LANDAUER                                                                      35
REAL ESTATE COUNSELORS


between the sale date of the comparable and the valuation date of the subject property. This adjustment reflects change in value and is often called a "time adjustment".

Location: An adjustment may be required when the locational characteristics of a comparable property are different from those of the subject property. Adjustments for location are usually expressed as percentages that reflect the increase or decrease in value attributable to the property's location or neighborhood.

Physical Characteristics: If the physical characteristics of a comparable property and the subject property differ. Dissimilarities may require comparison and adjustment to equal the attributes of the subject. Physical divergence may include the magnitude of improvement, the quality of construction, age/condition, functional utility, site size and amenities.

Income Characteristics: Factors affecting the income a property can generate include the quality of management and resulting efficiencies of operations, as well as market penetration, average rents and growth rates. For regional malls, the number and type of anchor tenants is a key consideration.

APPLICABILITY OF ADJUSTMENTS

In practice, when considering the purchase of a regional mall, buyers tend to relate one mall to another in income oriented terminology i.e., discount rates, capitalization rates. The rating process would include judgments of a center's location, market potential, development or expansion potential, and competitive advantage. This information would form the conclusions relating to capitalizing net income or discounting cash flows.

Very little credence is given to the usual comparison factors utilized in the Sales Comparison Approach such as price per square foot, or gross income multiplier. The presence or absence of owned anchor stores, ground leases or other factors tend to result in a disparate price per square

                                              REGIONAL MALL SALES

                                                                                              Owned
Sale      Property            Year      Date       SF          Sale          Interest          GLA      Occ,
No.       Location            Built    of Sale    Sold         Price         Purchased       $/SF of   At Sale
================================================================================================================
1      Towne East Mall        1971     Pending   426,000    $112,500,000       100.0%         $264     93.00%
       Mesquite, TX           1996

2      Silver Lake Mall       1989      Jun-97   324,300     $38,000,000(2)     70.0%           $0     99.40%
       Coeur d'Alene, ID                                     $27,000,000(3)  Leased Fee

3      Visalia Mall           1963      Jun-97   439,500     $38,000,000       100.0%          $86     95.30%
       Visalia, CA            1989                                           Leased Fee
                              1995

4      South Towne Mall       1986      Mar-97   995,900     $98,000,000       100.0%          $98     83.00%
       Sandy, UT              1994                                           Leased Fee

5      Valley Fair Mall       1970      Dec-96   608,000     $37,300,000       100.0%          $61     85.00%
       West Valley City, UT   1986                                           Leased Fee
                              1987

6      Old Orchard            1956      Dec-96   630,000    $266,000,000       100.0%         $421     88.00%
       Skokie, IL             1995                                           Fee Simple

7      St. Clair Square       1978      Nov-96   280,000     $86,400,000       100.0%         $309     94.00%
       Fairview, IL           1992                                           Fee Simple


8      Park Mall              1974      Oct-96   447,300     $50,000,000       100.0%         $112     85.00%
       Tucson, AZ                                                            Leased Fee

9      Valley View Center     1975      Oct-96   704,600     $85,500,000       100.0%         $121     85.00%
       Dallas, TX             1993                                           Leased Fee
                              1996

10     Paseo Nuevo            1990      Jun-96   158,120     $37,000,000       100.0%         $236     88.00%
       Santa Barbara, CA                                                      Leasehold

11     Grand Teton Mall       1984      Apr-96   521,000     $34,375,000       100.0%          $66     85.00%
       Idaho Falls, ID        1990                                           Leased Fee

12     Charlestowne Mall      1991      Apr-96   744,901     $85,000,000        32.0%         $114     79.00%
       St. Charles, IL        1993                                           Partnership
                              1995                                            Interest


                               1st                                        (1)
                               Year    Final                           Sale Price/
Sale      Property             OAR      Year              Mall Sales   Mall Sales
No.       Location             COC      OAR      IRR        Per SF        Ratio
==================================================================================
1      Towne East Mall         8.80%      --       --        $300         0.88
       Mesquite, TX

2      Silver Lake Mall        6.51%      --       --         N/A          N/A
       Coeur d'Alene, ID

3      Visalia Mall           10.29%      --       --         N/A          N/A
       Visalia, CA


4      South Towne Mall        8.60%      --       --        $249         0.91
       Sandy, UT                  --                         1996

5      Valley Fair Mall       11.l0%      --       --        $250         0.57
       West Valley City, UT


6      Old Orchard             8.10%   7.90%      N/A        $310         1.36
       Skokie, IL

7      St. Clair Square        8.65%   8.90%   11.00%        $330         0.94
       Fairview, IL               --                         1996
                                                           Projected

8      Park Mall              10.00%      --       --        $225         0.64
       Tucson, AZ                 --

9      Valley View Center      9.36%   9.00%       --        $228         0.80
       Dallas, TX               1996

10     Paseo Nuevo            l0.30%      --       --        $340         0.69
       Santa Barbara, CA          --

11     Grand Teton Mall       10.24%      --       --        $240         0.73
       Idaho Falls, ID            --

12     Charlestowne Mall       9.56%      --    12.0%        $202         0.56
       St. Charles, IL            --

(1)  Includes only enclosed mall area.

(2)  Represents 100.0 percent interest.

(3)  Represents 70.0 percent interest.

LANDAUER                                                                      36
REAL ESTATE COUNSELORS


foot comparison, while gross income characteristics can vary widely depending on escalation practices, real estate tax levels, etc. The foregoing factors make it very difficult to adjust comparison factors from one mall to another.

COMPARABLE SALES DATA

Landauer's files contain information on over 120 sales of regional malls since 1985. Of these sales, the unit prices have ranged from $98 to $461 per square foot of gross leasable area. The unit prices are not only influenced by the quality of the mall but also by the inclusion of anchor stores in the sale. Typically, where anchors are included, a lower unit price is indicated. From these sales, we have selected twelve of the most recent sales for analysis, as shown in the table on the facing page. Detailed narratives of these transactions are presented in the Addenda.

During the late 1980s, there was an increasing spread between center sales productivity and purchase price per square foot, with ratios of 161.0 and 167.0 percent becoming increasingly common. This was significantly greater than the
100.0 percent ratios seen during the early 1980s. The high ratios in excess of
160.0 percent seen in the past reflected a recognition of the quality of the project and the potential on the part of the new investor to increase sales (either through remerchandising or expansion). In 1990 and 1991, buyers continued to examine the relationship between center sales productivity and purchase price, with the indicated ratios for centers of prime quality remaining virtually unchanged and ranging from 1.25 to 1.50, and in 1992, this ratio declined slightly and ranged from 1.00 to 1.24. In 1993 and 1994, the ratio generally centered around 1.0, unless significant vacancy or development rights were a factor. In the future, we would anticipate this differential to continue to narrow, as the market remains soft for many centers located throughout the country.

LANDAUER                                                                      37
REAL ESTATE COUNSELORS


Price Per Square Foot

Of the comprehensive inventory of regional mall sales, most of the recent sales exclude anchor stores, or include just one of the anchors. All of the 12 sales selected for this analysis occurred in 1996 and 1997, but none are located in Ohio reflecting the general lack of market activity in the state. The selected sale prices range from $34,375,000 to $266,000,000, with corresponding unit prices ranging from $61.00 to $421.00 per square foot of gross leasable area.

The subject property is considered a traditional mall typical of its vintage, and consistent with the type found in Metro Cleveland. Total first-year (FY-1998) retail sales from the Income Approach are projected to be $49,003,000 or $222 per square foot, excluding the anchors, peripheral tenants, and kiosks. As previously noted, all tenants included, sales are estimated to be $100,556,000 for the fiscal year ending August 31, 1998.

In purchasing centers, investors analyze the relationship between purchase price and center sales productivity, as it is this productivity which contributes to a large portion of the value of the asset. Where expansion potential exists at a center, or anchor store improvements are excluded from the purchase, the ratio of purchase price to a center's sales tends to be greater than where there is no such potential or anchor store improvements are included. Over the past few years, the ratio of purchase price to mall tenant sales productivity has ranged upward from 80.0 for centers where anchor stores were not included.

LANDAUER                                                                      38
REAL ESTATE COUNSELORS


                              Sales Ratio Analysis

                                                                  Sales Price
          Sale                Anchors      Price    Mall Sales     to Center
          No.     Property   Included     Per SF      Per SF      Sales Ratio
          ---     --------   --------     ------      ------      -----------

            1     Texas          0         $264         $300         0.88
            2     Idaho          3         $117          N/A          N/A
            3     California     2          $86          N/A          N/A
            4     Utah           4          $98         $249         0.91
            5     Utah           3          $61         $250         0.57
            6     Illinois       0         $421         $310         1.36
            7     Illinois       0         $309         $330         0.94
            8     Arizona        1         $112         $225         0.64
            9     Texas          1         $121         $228         0.80
           10     California     0         $236         $340         0.69
           11     Idaho          4          $66         $240         0.73
           12     Illinois       4         $114         $202         0.56

           SP     Ohio           0          N/A      (FY-'98)         N/A

On a price/sales ratio basis, Westgate Mall is more suitably compared to the unanchored centers, due to the lack of historical sales volumes for Kohl's.

As previously stated, total FY-1998 mall sales (anchors/peripherals/kiosks excluded) are projected to be about $222 per square foot of GLA, as calculated below.

                              FY 1998 Retail Sales

                Total Mall Sales                   $49,003,000
                Divided by In-Line/Food Court GLA      220,831
                                                   -----------
                Mall Sales Per SF (Rounded)               $222

The table on the facing page features regional mall sales and the rates and ratios associated with the transaction. In the columns entitled "sale price to center sales ratio" a pattern of ratios is discerned. Sales with anchors included in the transaction typically have a ratio of 0.39 to 1.22. When no anchors are included the ratio increases and is presented in a wider range of
0.50 to 1.50. Most ratios are within the range of 0.50 to 1.00; however, only two sales are less than 0.50,

LANDAUER                                                                      39
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whereas 16 sales are greater than 1.00. It is our opinion that the ratio to be applied to the subject would be toward the high end of the range given the improvement in sales over the last few years.

The subject's in-line/food court tenant sales for the fiscal year ending August 31, 1998 are projected to be $49,003,000, or $222 per square foot. Assuming a ratio range of 1.25 to 1.35 for the subject, based on $222 per square foot, would be $60,700,000 (Rounded), as calculated below.

  $222/SF x 1.25 x 220,831 square feet = $60,728,525, or $61,000,000 (Rounded)
  $222/SF x 1.35 x 220,831 square feet = $65,586,807, or $65,000,000 (Rounded)

INDICATED VALUE RANGE BY THE
DIRECT SALES COMPARISON APPROACH....................$61,000,000 to $65,000,000
                                                    ==========================

LANDAUER                                                                      40
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INCOME CAPITALIZATION APPROACH

Income property exists for the production of income. It is only natural that the value of an income producing property should be a function of earning power. This is the essence of the Income Capitalization Approach and all related theory and techniques. This is not to say that the production of income is necessarily the sole reason for such a property's existence, nor is it meant to suggest that factors not related to earning power cannot influence value. There is no question, however, that the expectation of monetary gain is the major consideration in the valuation of income properties.

The theory of the Income Capitalization Approach is based on the present worth of the net income, cash flow, and reversionary value in the property it will produce during the remainder of its productive life over a reasonable holding (ownership) period. The Income Capitalization Approach, therefore, is a process of measuring or estimating the extent of future benefits which might reasonably be expected and translating these benefits into a present value at a particular point in time.

DISCOUNTED CASH FLOW ANALYSIS ("DCF") ASSUMPTIONS

We have utilized a computer-generated (Pro-Ject) discounted cash flow analysis program to estimate the future financial performance of the subject property. The assumptions are summarized below.

LEASING SUMMARY

The subject property has 70 enclosed mall, standard in-line retail compartments, 9 food court units, 6 kiosks, 3 anchors (one tenant owned), and 5 additional peripheral tenants, including two restaurants and a movie theater. A total of five tenants, Dillard's North, Kohl's, General Cinema, Applebee's and Longhorn Steaks are all reportedly under ground leases. As of the date of valuation, 13 in-line tenant compartments and 2 food court units were vacant, creating a mall occupancy level of 86.7 percent, excluding the anchors, peripheral tenants, and kiosks. Overall, the occupancy for Westgate Mall is

Lease Plan

[GRAPHIC OMITTED]

LANDAUER                                                                      41
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95.2 percent. Based on our assumptions regarding lease renewals, the average occupancy of the enclosed mall tenants over the 10-year holding period, kiosks included, is 96.6 percent.

Following are brief summaries of the more pertinent details of the anchor leases, outlot leases and a general description of the enclosed mall lease terms, where available. Please note, however, that with the exception of the Dillard's North's lease agreement, we have only been provided with a rent roll report, and consequently complete details regarding renewal options and expense reimbursements were somewhat limited. A lease plan is presented on the facing page.

ANCHOR LEASES

Dillard's South

Dillard's South is a 172,000 square foot, two-level, tenant-owned improvement that is not a part of this analysis. Their operating covenant with Westgate Joint Venture reportedly ends on December 31, 2000, however we have assumed that this tenant will remain throughout the holding period. Sales for 1994, 1995 and 1996 were $100, $107, and $100 per square foot, respectively. We do not have any information regarding CAM contributions (if any), and reserve the right to amend this appraisal should this data become available at a future date.

Dillard's North

Dillard's North is a 194,511 square foot, three-level, improvement reportedly under a ground lease that expires in 2008, but contains one 10-year renewal option at the same rent. The duplication of Dillard's effectively makes Westgate a two anchor mall. Sales for 1994, 1995 and 1996 were $129, $133, and $129 per square foot, respectively. Dillard's North is responsible for 1/12th of 105.0 percent of the actual common area expense (CAM).

LANDAUER                                                                      42
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Kohl's

The two-level 94,500 square foot Kohl's first opened in April 1996. Kohl's is under a 20-year ground lease, with two consecutive 10-year renewal options. Rent is currently $206,000 per annum until May 2001, at which time it becomes $236,900. The Kohl's lease was signed in July 1995. With the exception of sales breakpoints, no other information was provided.

PERIPHERAL TENANTS (RESTAURANTS INCLUDED)

Tenants in this group include Dillard's Home Store, the Ohio Motorists Association, General Cinema, Applebee's, and Longhorn Steaks. The Cinema and two restaurants all are under ground leases.

Dillard's Home Store, together with the Ohio Motorists Association, form a freestanding building containing 67,343 square feet of gross leasable area. The Dillard's Home Store lease expires in August 2000; however, long-term renewal options are reportedly available at the same rent. Dillard's Home Store has been a tenant since 1975. Sales for 1994, 1995 and 1996 were $93, $82, and $78 per square foot, respectively. The Ohio Motorists lease agreement expires in January 1998, but has been reportedly been renewed for a period of 3 years (no work letter) at a rent of $9.26 per square foot.

General Cinema is a freestanding movie theater complex measuring 24,974 square feet. This tenant is currently under a ground lease which expires in June 2009, subsequent to this analysis period.

The Applebee's ground lease expires in November 2116, well beyond the holding period analyzed herein. The Longhorn Steaks ground lease apparently expires in February 2005 and we have assumed a lease renewal at similar terms.

LANDAUER                                                                      43
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ENCLOSED MALL TENANT LEASES

The mall tenant leases vary in length, but average about 6 to 10 years in duration. In most leases, enclosed mall expenses have a 15-percent administrative surcharge added for calculating recoveries on common area expenditures. Food Court tenants reportedly have additional charges passed through, however details of this recovery were not provided by the owner.

MARKET RENT

In estimating market rents for Westgate Mall, recent leases were analyzed, actual spaces were examined, and leasing plans were reviewed. As summarized in the Addenda, since January 1995, 29 leases have commenced (or been negotiated), Kohl's excluded, representing all categories of tenants. At least 11 of these 29 agreements are known to be renewals. The weighted average by space category of the initial rents for these leases are summarized below.

                              Recent Lease Summary

            Size of Space          No. of            Average
            (Sq. Ft.)              Leases            Rent/SF
            ---------              ------            -------
            0-999                    5                $41.31
            1,000-2,500              8                $25.80
            2,501 +                  8                $14.77
            Food Court               2                $54.42
            Kiosk                    6               $150.74

At present, there are 13 vacant in-line compartments and 2 vacant food court units. Three of the in-line units are projected to be combined into one unit (Casual Corner) beginning January 1, 1998. In this analysis, the market rent conclusion for all vacant spaces will be applied, unless otherwise stated. Market rents for Westgate Mall have been estimated on a tenant-by-tenant basis. These estimates are influenced by recent leasing trends, the quality of the location and the size of the space.

LANDAUER                                                                      44
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Although rents vary by space, they generally fall within a range dictated by the size of the space. Market rental rate estimates for 1997 are summarized in the chart below: These rents, as depicted, consider the possibility of rent steps over the term of the lease. The provided rent roll report, dated June 30, 1997, revealed only 12 lease agreements with steps. In addition, only 7 of the 29 new leases incorporate steps.

                              Estimated Market Rent

                        Size of Space      Market Rent
                          (Sq. Ft.)        Per Sq. Ft.
                        -------------      -----------

                           0-999             $40.00
                           1,000-2,500       $26.00
                           2,501 +           $16.00
                           Food Court        $80.00
                           Kiosk            $150.00

The basic lease structure and assumptions have been derived from the market, as determined by the rent survey and activity at the subject. The assumptions used in the DCF Analysis are:

Projection Period:         The projection period begins September 1, 1997, and
                           extends for a term of 10 years through August 31, 2007. Fiscal year 1998 (the first full year) is used as the initial base year. The 11th year's net operating income is capitalized to establish the reversionary value, and is added to the 10th year cash flow.

Gross Leasable Area:       613,650 square feet (Total)

Lease Term:                Typical enclosed mall retail leases at the subject
                           are for an 8-year term; 3-year lease terms are applied to the Kiosks.

Growth Rates:              Market rental rates will escalate annually at a rate
                           of 4.0 percent from Year-1. Expense categories are escalated annually at a rate of

LANDAUER                                                                      45
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                           3.5 percent through the projection period, except for management fees which are based upon a percentage of base plus overage rent. Sales volumes are projected to increase at 4.0 percent, the same rate as for market rent.

REVENUE

Minimum Rent:              Rental rates for current tenants are dependent
                           on specific lease terms which have been modeled in our analysis. For currently vacant spaces and for lease rollovers, tenant spaces have been assigned the market rent for the appropriate category.

                           Most of the leases at the center are structured on a net basis with the tenant responsible for their defined pro rata share of operating expenses and real estate taxes.

Percentage Rent:           Also known as overage rent, percentage rent cited in
                           the existing leases vary from 1.5 to 15.0 percent of sales above a natural or predetermined breakpoint.
                           The most typical percentage rent rates found at the subject are 6.0 to 8.0 percent. Future sales volume forecasts for each tenant are based upon the information from 1992, 1993, 1994, 1995 and 1996 year-end sales volumes for those tenants in occupancy.

Reimbursements:            No information regarding expense recovery
                           methodologies were provided to the appraisers after repeated requests. We have therefore accounted for operating recoveries as described below.

LANDAUER                                                                      46
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                           CAM Recovery - Between 1994 and 1996, the mall operators collected between 117.0 and 124.0 percent of those recoverable CAM costs. We have modeled our cash flow so that 120.0 percent of recoverable CAM expenses are paid by the tenants in occupancy. As stated earlier, in-line tenants typically pay a 15.0 percent surcharge on these line items.

                           Tax Recovery - Between 1994 and 1996, the mall operators collected between 79.0 and 97.5 percent of the reported property tax expense. We have modeled our cash flow so that, initially 85.0 percent of the real estate tax expense is recovered. As tenants roll over, the recovery method is assumed to provide for pro rata share recovery of real estate taxes based on occupied area, which is the most common method used in the current market. Based on the expiration schedule resulting from the current rent roll, we have assumed that after five years, approximately
                           95.0 percent of taxes are recovered and that after 10 years, 100 percent is recovered.

Vacancy/Credit Loss:       Vacancies will be incurred as individual tenants
                           rollover. An additional 2.0 percent deduction is taken against effective gross income to account for anticipated credit loss and unexpected vacancies.
                           Anchor tenants are not subject to this factor. As stated previously, based on our assumptions regarding lease renewals, the average occupancy of the enclosed mall tenants over the 10-year holding period, kiosks included, is 96.6 percent.

Misc./Other Income:        This category includes income from stroller
                           rentals, termination fees, temporary tenants and minor recovery income for various utilities and insurance. Miscellaneous income is estimated at

LANDAUER                                                                      47
REAL ESTATE COUNSELORS


                           $95,000 for Calendar Year 1997, and is increased at a general growth rate of 4.0 percent per year. Our estimate also includes consideration for storage revenue.

Tenant Retention Ratio:    Upon the expiration of the existing leases, it is
                           estimated that 65.0 percent of the expiring enclosed mall tenants will renew and 35.0 percent will vacate when the leases expire.

Vacancy Between Leases:    A weighted average of two months vacancy between
                           leases is assumed at rollover for all in-line space.
                           The weighted average assumes an actual downtime of six to nine months for non-anchor tenants. Kiosk tenants are subject to an average downtime of only one month.

Rent Concessions:          Rent concessions are not common in the regional mall
                           market. However, some malls will give free rent in lieu of contributing toward the tenant's alterations.
                           No rent concessions are assumed in this analysis.

Lease-up Assumptions:      Following the assumed commencement of three new lease
                           agreements on January 1, 1998, Westgate mall is projected to have 20,962 square feet of vacant space remaining contained in 9 standard in-line compartments and one food court unit. Based on conversations with the property manager, it seems unlikely that there will be leasing prospects for the food court unit given is current layout, as we have not leased this space throughout the projection period accordingly. We assume all remaining in-line units will lease at market rates over a 9-month period beginning in April 1998.

                WESTGATE MALL - HISTORICAL OPERATING STATEMENTS

CALENDAR YEAR                            CY-1994        CY-1995        CY-1996
                                         (ACTUAL)       (ACTUAL)       (ACTUAL)

REVENUE

RENT (BASE)                             $5,361,106     $5,876,233     $5,942,226
RENT (OVERAGE)                          $  208,524     $  222,054     $  221,566
RECOVERY (CAM)                          $1,427,519     $1,476,979     $1,595,263
RECOVERY (TAXES)                        $  425,778     $  539,194     $  569,008
MISC./OTHER INCOME                      $  355,770     $   77,677     $   87,148
                                        ----------     ----------     ----------
TOTAL REVENUE (EGI)                     $7,778,697     $8,192,137     $8,415,211

EXPENSES

REAL ESTATE TAXES                       $  436,915     $  629,890     $  720,000
MANAGMENT FEE                           $  380,072     $  396,942     $  411,078
CAM (RECOVERABLE)                       $1,176,926     $1,259,549     $1,283,562
CAM (NON-RECOVERABLE)                   $   94,250     $   69,373     $   76,057
MISC./OTHER EXPENSES                    $  228,114     $  267,842     $  312,869
                                        ----------     ----------     ----------
TOTAL EXPENSES                          $2,316,277     $2,623,596     $2,803,566

NET OPERATING INCOME                    $5,462,420     $5,568,541     $5,611,645

CAPITAL COSTS

RESERVES FOR REPLACEMENT                      NONE           NONE           NONE
TENANT IMPROVEMENTS                           NONE           NONE           NONE
LEASING COMMISSIONS                     $  210,159     $  160,153     $  169,266
                                        ----------     ----------     ----------
TOTAL CAPITAL COSTS                     $  210,159     $  160,153     $  169,266

CASH FLOW (BEFORE DEBT)                 $5,252,261     $5,408,388     $5,442,379

SOURCE - AUDITED SCHEDULES CF NET RENTAL INCOME BEFORE DEBT SERVICE (RECOMPILED BY LANDAUER ASSOCIATES, INC.)

LANDAUER                                                                      48
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Options: The appraisers were not furnished with a list of those tenants which have renewal options included in their original leases. Typically, options are avoided wherever possible to assure flexibility in tenant relocation. Noted exceptions are discussed in the Limiting Conditions section of this report (pages 1-5).

Renewals:                  Upon expiration of current leases, tenants are
                           renewed at the higher of the last effective rent or the market rent (base plus percentage rent) in the renewal year. The sales volume continues from the base lease. Each tenant is charged with a weighted average tenant improvement allowance.

EXPENSES

Operating Expenses:        Operating expense estimates for Westgate Mall were
                           based solely upon historical data from 1994, 1995, and 1996 year-end audited financial statements depicting net income before debt service. Neither a 1997 or 1998 Budget report were available for review.
                           A summary table of the provided statements is presented on the facing page.

                           NOTE - The provided financial documents do not designate insurance as an individual line item, and it is assumed to be included in one of the categories depicted.

Real Estate Taxes:         Calendar Year 1997 real estate taxes are concluded at
                           an estimated level as discussed in the previous Real
                           Estate Tax section of the report ($680,000, rounded).
                           Taxes for the mall and anchors, plaza

LANDAUER                                                                      49
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                           and outlots are included in the analysis. We have not included the real estate taxes for the owned anchor (Dillard's South).

Management Fee:            Management fees in the regional mall market range
                           from 3.0 percent to 5.0 percent, depending on the revenues to which it is applied and whether leasing commissions are paid separately. For most malls, the management fee is typically in the range of 4.5 percent of minimum and percentage rent and utility sales, charged between related entities. A higher management fee of 5.0 percent would be applied to a lower level of minimum and percentage rent. When applied to all revenue, management fees range between
                           3.0 and 3.5 percent. For the Westgate Mall, we conclude 4.0 percent which is applied to all revenue and which includes commissions for leasing of the spaces.

CAM (Recoverable):         Recoverable CAM items primarily include maintenance,
                           utilities, security, janitorial and administrative expenses. Calendar Year expense totals for 1994, 1995 and 1996 were $1,176,926, $1,259,549 and $1,283,562, respectively. We have stabilized a 1997 calendar year cost at $1,325,000. Management indicated that they did not expect a significant increase in costs due to the Kohl's addition.

CAM (Non-Recoverable):     Non-recoverable CAM items consist of maintenance
                           items, information booth expenditures, miscellaneous utilities and minor annual asbestos abatement.
                           Calendar Year expense totals for 1994, 1995 and 1996 were $94,250, $69,373 and $76,057, respectively. We have stabilized the 1997 calendar year cost at $80,000.

LANDAUER                                                                      50
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Misc./Other Expenses:      This line item expense primarily covers costs
                           associated with advertising and promotion, legal fees, tenant coordination services, relocation costs, and accounting fees. This line item excludes leasing commissions which we have treated as a separate line item. Also excluded were bad debt expenses. The adjusted totals for 1994, 1995 and 1996 were $228,114, $267,842 and $312,869, respectively. We have estimated the total 1997 calendar year expense at $350,000.

TOTAL EXPENSES

Total expenses for the fiscal year ending August 31, 1998 are projected to be $2,806,331. The 1994 actual expenses were $2,316,277, the 1995 expenses were $2,623,596, and the 1996 expenses were $2,803,566. Our 1997 conclusion is in line with the indicated historical trend.

OCCUPANCY COSTS

Occupancy costs for the mall and tenants were reviewed. It is found that the occupancy costs generally decline over the holding period. The average is about
8.0 percent over the ten-year holding period for all tenants. As a benchmark, the enclosed mall retail tenants, excluding the food and kiosk tenants, have an average occupancy cost of about 12.7 percent over the ten-year holding period.

Those tenants with low occupancy costs would likely have a high probability of renewing their leases upon expiration of their lease. Conversely, the tenants with high occupancy costs would have a low probability of renewing their leases upon lease expiration. Nevertheless, the total mall occupancy cost is within reason, and we have confidence in the cash flow and assumptions used in the analysis. The occupancy costs from this analysis appear reasonable, and point to a stable mall operation.

LANDAUER                                                                      51
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CAPITAL ITEMS

This non-operating expense category includes tenant alteration and improvement costs, leasing commissions, and a capital reserve (or reserve for capital replacements).

Tenant Alterations: Historical detail on landlord's new tenant improvement allowance was limited, and we have therefore based our estimate on our knowledge of other malls as well as statistics published in various investor surveys. It is expected that National and retail tenants with longer lease terms or good credit would receive a greater amount of tenant finish from the landlord. For Westgate Mall, we project an allowance of $15.00 per square foot for new enclosed mall retail tenants, with no allowance for tenant renewal. The allowance equates to nearly $2.00 per square foot per year of lease term. We have assumed that no anchor lease will terminate during our analysis period.

Leasing Commissions: Leasing commissions at the subject property are not applied and are included in the management fee.

Reserves: This category accounts for the fact that capital items such as the roof, building mechanical systems, and parking lot eventually will need major repairs or replacement. We are projecting a $0.15 per square foot expense, growing at a 3.5 percent rate.

Capital Budget: In addition to a $0.15 per square foot reserve fund, we will also include a $267,780 annual installment to address those items of deferred maintenance reportedly budgeted by the Jacobs Group.

Cash Flow Analysis: Based upon the foregoing assumptions and projections, the cash flow forecast for Westgate Mall is presented on the following page.

                                                            WESTGATE MALL
                                                       ANNUAL CASH FLOW REPORT
                                                    BEGINNING 9/1/97 FOR 11 YEARS


                        FY1998         FY1999         FY2000         FY2001         FY2002         FY2003         FY2004
                     -----------    -----------    -----------    -----------    -----------    -----------    -----------
INCOME
------
MINIMUM RENT:
IN-LINE STORES         4,035,470      4,474,842      4,684,568      4,695,581      4,881,149      4,998,234      4,992,235
FOOD COURT               342,848        350,497        344,759        414,114        424,949        441,876        442,542
KIOSKS                   171,956        199,841        199,162        193,937        215,404        214,213        208,899
GROUND LEASES          1,344,535      1,344,535      1,347,939      1,361,739      1,386,730      1,388,130      1,388,130
PERIPHERAL               238,141        241,996        241,996        258,507        308,820        308,820        308,820
                     -----------    -----------    -----------    -----------    -----------    -----------    -----------
TOTAL MINIMUM RENT     6,132,950      6,611,711      6,818,424      6,923,878      7,217,052      7,351,273      7,340,626

RECOVERIES
REAL ESTATE TAX          591,487        612,189        633,615        655,792        678,744        702,501        727,088
COMMON AREA MAINT      1,627,100      1,684,048      1,742,990      1,803,995      1,867,134      1,932,484      2,000,121
                     -----------    -----------    -----------    -----------    -----------    -----------    -----------
TOTAL RECOVERIES       2,218,587      2,296,237      2,376,605      2,459,787      2,545,878      2,634,985      2,727,209

OVERAGE RENT             129,070        175,400        114,799        130,208        165,367        218,742        278,640

SALES VOLUME (000)       100,559        107,385        111,456        114,935        119,882        124,843        128,827
                     -----------    -----------    -----------    -----------    -----------    -----------    -----------
GROSS RENTAL
  INCOME               8,480,607      9,083,348      9,309,828      9,513,873      9,928,297     10,205,000     10,346,475
CREDIT LOSS             (169,612)      (181,667)      (186,197)      (190,277)      (198,566)      (204,100)      (206,930)
MISCELLANEOUS             97,217        100,619        104,141        107,786        111,558        115,463        119,504

TOTAL INCOME           8,408,212      9,002,300      9,227,772      9,431,382      9,841,289     10,116,363     10,259,049

EXPENSES
--------
REAL ESTATE TAX          695,867        720,222        745,430        771,520        798,523        826,471        855,398
COMMON AREA MAINT      1,355,917      1,403,374      1,452,492      1,503,329      1,555,946      1,610,404      1,666,768
NON-RECOV. CAM            81,867         84,732         87,698         90,767         93,944         97,232        100,635
MISCELLANEOUS            358,167        370,703        383,677        397,106        411,004        425,390        440,278
MANAGEMENT FEE           313,101        339,356        346,661        352,705        369,122        378,502        380,964
                     -----------    -----------    -----------    -----------    -----------    -----------    -----------
TOTAL EXPENSES         2,804,919      2,918,387      3,015,958      3,115,427      3,228,539      3,337,999      3,444,043
                     -----------    -----------    -----------    -----------    -----------    -----------    -----------
NET OPERATING
  INCOME               5,603,293      6,083,913      6,211,814      6,315,955      6,612,750      6,778,364      6,815,006

ALTERATIONS              492,237        262,768         86,491        282,628         84,027         15,022         53,676
RESERVES                  33,300         34,466         35,672         36,921         38,213         39,550         40,935
CAPITAL BUDGET            89,260        267,780        267,780        267,780        267,780              0              0
                     -----------    -----------    -----------    -----------    -----------    -----------    -----------
CASH FLOW              4,988,496      5,518,899      5,821,871      5,728,626      6,222,730      6,723,792      6,720,395



                        FY2005         FY2006         FY2007         FY2008
INCOME
------
MINIMUM RENT:
IN-LINE STORES         4,970,849      5,050,680      5,297,201      5,590,332
FOOD COURT               442,542        449,698        465,834        450,629
KIOSKS                   235,109        233,474        226,717        257,015
GROUND LEASES          1,388,093      1,437,073      1,465,147      1,466,735
PERIPHERAL               308,820        308,820        308,820        308,820
                     -----------    -----------    -----------    -----------
TOTAL MINIMUM RENT     7,345,413      7,479,745      7,763,719      8,073,531

RECOVERIES
REAL ESTATE TAX          752,536        778,875        806,135        834,350
COMMON AREA MAINT      2,070,125      2,142,580      2,217,570      2,295,185
                     -----------    -----------    -----------    -----------
TOTAL RECOVERIES       2,822,661      2,921,455      3,023,705      3,129,535

OVERAGE RENT             312,006        342,546        361,656        391,800

SALES VOLUME (000)       131,641        135,568        140,729        146,322
                     -----------    -----------    -----------    -----------
GROSS RENTAL,
  INCOME              10,480,080     10,743,746     11,149,080     11,594,866
CREDIT LOSS             (209,602)      (214,875)      (222,982)      (231,898)
MISCELLANEOUS            123,687        128,016        132,496        137,134

TOTAL INCOME          10,394,165     10,656,887     11,058,594     11,500,102

EXPENSES
--------
REAL ESTATE TAX          885,337        916,323        948,395        981,588
COMMON AREA MAINT      1,725,104      1,785,483      1,847,975      1,912,654
NON-RECOV. CAM           104,157        107,803        111,576        115,481
MISCELLANEOUS            455,688        471,637        488,144        505,229
MANAGEMENT FEE           382,871        391,115        406,269        423,266
                     -----------    -----------    -----------    -----------
TOTAL EXPENSES         3,553,157      3,672,361      3,802,359      3,938,218
                     -----------    -----------    -----------    -----------
NET OPERATING
  INCOME               6,841,008      6,984,526      7,256,235      7,561,884

ALTERATIONS              325,807        310,091        387,414        176,439
RESERVES                  42,367         43,850         45,385         46,973
CAPITAL BUDGET                 0              0              0              0
                     -----------    -----------    -----------    -----------
CASH FLOW              6,472,834      6,630,585      6,823,436      7,338,472


LANDAUER                                                                      53
REAL ESTATE COUNSELORS


DISCOUNTED CASH FLOW ANALYSIS

As previously discussed, once the projected income stream over the projection period is determined, the next step is to discount the periodic cash flow and the reversion at the end of the holding period to an indicated value as of the valuation date. The following definitions and assumptions were employed in our analysis.

Net Operating Income: Net income remaining after all expenses but before capital items, i.e., tenant improvement cost, leasing commissions, and capital expenditures.

Cash Flow: Income available after all capital items, including reserves, leasing commissions and tenant improvements.

Overall Rate: A rate which reflects the relationship of the first year's net income to total value, derived by dividing the net income by the indicated value.

Discount Rate: A rate of return used to estimate the present value of future cash flows including the reversion (sales proceeds) of the property at the end of the holding period. The discount rate is alternately called an Internal Rate of Return.

Terminal Capitalization Rate: An overall rate applied to the projected net operating income at the end of the holding period to determine the amount of the reversion. A disposition fee is usually deducted from the reversion.

Holding Period: A holding period is the term of ownership of an investment, also referred to as the projection period for the purposes of analysis and valuation.

                          Survey of Investment Criterea
                              Second Quarter, 1997
                              Regional Mall Market

                                   Current            Last             Year
                                   Quarter           Quarter            Ago
                                   -------           -------            ---
Free & Clear Equity IRR
Range                           10.50%-14.00%     10.00%-14.00%    10.00%-14.00%
Average                             11.75%           11.69%           11.50%
Change (Basis Points)                 --                6               25

Free & Clear Equity Cap Rate
Range                            7.00%-11.00%     7.00%-11.00%     6.25%-11.00%
Average                             8.57%             8.57%            8.17%
Change (Basis Points)                 --                0               40

Market Rent Change Rate
Range                            0.00%-4.00%       0.00%-4.00%      0.00%-4.00%
Average                             2.86%             2.86%            2.64%
Change (Basis Points)                 --                0               22

Expense Change Rate
Range                            3.00%-4.00%       3.00%-4.00%      3.00%-4.00%
Average                             3.75%             3.78%            3.89%
Change (Basis Points)                 --               -3               -14

Residual Cap Rate
Range                            7.50%-11.00%     7.50%-11.00%     7.00%-11.00%
Average                             8.78%             8.76%            8.56%
Change (Basis Points)                 --                2               22

Source: Peter F. Korpacz & Associates, Inc. - Quarterly Survey of Investment Criteria

                            National Investor Survey
                               First Quarter, 1997
                            Regional Malls, Class "A"

                                Third Quarter    Third Quarter     First Quarter
                                     1996            1996              1996
                                     ----            ----              ----
Free & Clear Equity IRR
Range                           10.50%-11.80%    10.00%-11.80%     10.00%-11.50%
Average                             11.10%          11.10%            11.00%
Change (Basis Points)                 --               0                10

Free & Clear Equity Cap Rate
Range                            8.00%-8.60%      7.00%-9.00%      6.00%-10.00%
Average                              8.2%            8.2%              8.0%
Change (Basis Points)                 --               0                20

Market Rent Change Rate
Range                            3.00%-4.00%      1.50%-5.00%       0.00%-6.00%
Average                             3.50%            3.20%             3.50%
Change (Basis Points)                 --              30                 0

Expense Change Rate
Range                            3.00%-4.00%      3.00%-4.00%       3.00%-4.00%
Average                             3.70%            3.70%             3.80%
Change (Basis Points)                 --               0                -10

Residual Cap Rate
Range                            8.00%-9.30%      7.00%-9.50%      8.00%-10.00%
Average                             8.70%            8.70%             8.70%
Change (Basis Points)                 --               0                 0

Source: CB Commercial National Investor Survey

LANDAUER                                                                      54
REAL ESTATE COUNSELORS


RATE SELECTION

The selection of appropriate Discount Rates and Terminal Capitalization Rates for use in arriving at an estimate of value is a judgmental process. Community centers similar to the subject have a market appeal to both national and local investors. Therefore, competition with many other investment vehicles has an influence on rates of return required by investors.

One method used to estimate an appropriate discount rate to apply in the discounted cash flow model is to analyze the investment parameters of institutional-type investors, both for real estate and non-real estate types of investments.

The following yields were noted for non-real estate investments for the week ending August 22, 1997.

                        Non-Real Estate Investment Yields

            Investment Instrument                           Yield Rate
            ---------------------                           ----------
            Government Bonds (10 Years)                        6.27%
            U.S. Treasury (30 Years)                           6.57%
            Aaa-rated Corporate Bonds                          7.22%
            Baa-rated Corporate Bonds                          7.85%
            A-rated Utility Bonds (30 Years)                   7.74%

Government issues, considered near risk-free, tend to offer the lowest yield, while Baa-rated issues are generally among the highest. For real estate investments, rates may be influenced by risk, degree of liquidity, burden of management, tax benefits, and future appreciation or depreciation. Adjustments must be made to the safe rate to compensate for these factors. Consequently, required real estate yields are generally higher than those for non-real estate investments.

The discount rates and terminal capitalization rates applicable to first-tier regional malls have remained relatively stable over the last year. As summarized on the facing page, according to the Korpacz Real Estate Investor Survey, Second Quarter 1997, discount rates range from 10.5 to 14.0 percent, with an average of
11.75 percent. This represents a 25 basis point increase from average rates of one year ago.

                        ASSUMPTIONS AND RATES FROM SALES
                                 REGIONAL MALLS

                                                                          Price/
                        Sale                                   # of        Sale
Location                Date            OAR         IRR      Anchors      Ratio
--------------------------------------------------------------------------------
Texas                  Pending        8.80%          --         0          0.88
Idaho                  Jun-97         6.51%                     3            --
California             Jun-97        10.29%          --         2            --
Utah                   Mar-97         8.60%          --         4          0.91
California             Dec-96        10.00%          --         3          0.46
Utah                   Dec-96        11.10%          --         3          0.57
Michigan               Dec-96        10.50%          --         4          0.43
Illinois               Dec-96         7.90%          --         0          1.36
Illinois               Nov-96         8.65%      11.00%         0          0.94
California             Nov-96         9.10%      15.20%         2          0.47
Montana                Nov-96         9.90%      15.80%         2          0.47
Tennessee              Nov-96         9.90%          --         0          0.33
Texas                  Oct-96         9.00%          --         1          0.80
Arizona                Oct-96        10.00%          --         1          0.64
California             Jun-96        10.30%          --         0          0.69
Illinois               Apr-96         9.56%      12.00%         4          1.56
Idaho                  Apr-96        10.24%          --         4          0.56
Connecticut            Mar-96         6.80%          --         0            --
California             Mar-96         7.60%          --         1          1.18
Pennsylvania           Mar-96        13.00%      10.50%         0          0.50
Florida                Feb-96         7.70%          --         0          0.80
New Jersey             Aug-95         8.70%          --         0          1.09
California             Jun-95         8.90%      12.30%         0          0.95
Massachusetts          Apr-95         8.50%      10.70%         1          0.81
California             Jan-95        12.60%      13.50%         0          0.50
California             Jan-95         7.80%      10.50%         0          1.14
Virginia               Jan-95         7.80%          --         -          0.55
Texas                  Dec-94         6.70%      11.60%         0          1.03
Texas                  Dec-94         8.70%      11.50%         2          0.39
Florida                Dec-94         8.20%      11.50%         1          1.00
Florida                Dec-94         8.60%      12.00%         0          0.80
Arizona                Dec-94         7.80%          --         --         1.02
Missouri               Dec-94         8.00%      12.10%         0            --
Louisiana              Dec-94        10.70%          --         0          0.50
No. Carolina           Sep-94        10.60%      14.70%         0          0.50
Virginia               Jul-94         9.00%          --         3          1.11
Louisiana              Jul-94         8.90%          --         2          1.10
Florida                Jun-94         7.50%      11.00%        All         1.22
Alabama                Feb-94         7.40%      11.50%         0          1.10
California             Dec-93         7.00%           -         0          1.12
Arizona                Dec-93         8.00%      11.00%         0          1.17
Florida                Dec-93         7.50%      11.50%         0          0.91
Ohio                   Dec-93         7.50%      11.30%         0          1.16
New Mexico             Dec-93         7.25%      11.00%         1          0.76
New Jersey             Jul-93         7.50%      12.40%         1          0.68
                                      9.00%
Oregon                 Jul-93         8.00%      11.50%         0          0.88
No. Carolina           Jul-93         7.00%      12.10%         2          0.77
Florida                May-93         7.50%      12.00%         1          0.64
Texas                  May-93         8.50%      12.20%         1          0.85
Florida                Jan-93         7.50%      11.00%         0          1.00
Florida                Dec-92         7.25%      11.50%         0          1.50
                                     11.70%      11.70%
Illinois               Dec-92         8.00%      12.00%         1          0.96
Texas                  Sep-92         8.00%      12.00%         1          0.73
Connecticut            Aug-92         7.00%      11.50%         0            --
Florida                Jul-92         7.10%      11.50%         1          0.81
Florida                Apr-92         7.00%      11.10%         0          1.24
Nebraska               Apr-92         7.50%      12.50%         1          0.79
Florida                Mar-92         7.90%      11.50%         1          0.79
Pennsylvania           Dec-91         6.80%      11.20%         1          0.55
Maine                  Dec-91         7.30%      11.80%         3            --

LANDAUER                                                                      55
REAL ESTATE COUNSELORS


Residual capitalization rates range from 7.5 to 11.0 percent, with an average of
8.78 percent, a 22 basis point increase from Second Quarter 1996 levels. First year overall rates are reported at 7.00 to 11.0 percent with an average of 8.57 percent, representing a 40 basis point increase from the previous year's rates. CB Commercial's National Investor Survey, First Quarter 1997, for Class A regional malls, indicates similar averages in discount rates (10.5-11.8 percent, average 11.0 percent), terminal capitalization rates (8.0-9.3 percent, average
8.7 percent), and going-in capitalization rates (8.0-8.6 percent, average 8.2 percent).

In addition to the investor survey, we have reviewed the market for recent sales of regional malls in order to extract rates from the market. The table on the facing page shows the rates for the regional mall sales that have sold since 1991.

The sales indicate a range of discount rates (IRR) from 10.50 to 14.70 percent with an average of 11.91 percent. Initial capitalization rates range from 6.80 to 12.60 percent with an average of 8.44 percent. Overall rates varied based on the number of anchors included in the sale as well as on expansion opportunities of a center. This usually results in a lower rate because investors can expect to reap a development profit from a potential increase in cash flow.

Yield requirements for investment properties throughout the United States have been relatively stable over the past year and competition for the better properties appears to be steady due to a variety of factors, including the scarcity of good quality investment real estate, the desire for an adequate hedge against inflation, and the quest for a safe haven for investment capital. Arising out of concerns over troubled real estate markets due to a receding economy and overbuilding, investor cash flow projections today tend to be more "realistic", incorporating assumptions and probabilities in keeping with actual market experience and predicated upon moderate future expectations.

Good quality regional malls remain the top property preference for investors. Demand for these relatively scarce properties is strong and the market is characterized as a "seller's" market whereby the best properties are bid up in price. The market for average or "B" quality malls is less active than "A"

LANDAUER                                                                      56
REAL ESTATE COUNSELORS


malls like the subject in similar locations, and these properties must be competitively priced in order to attract buyers.

The subject property is considered among the top malls in its metropolitan area. Competition primarily comes from existing malls outlined in our retail overview section. In 1996, Westgate Mall gained a new anchor, Kohl's, who signed a lease agreement for 20 years. In addition, based upon the data provided, total mall sales have grown at a compound annual growth rate of 1.48 percent between 1992 and 1996, but are projected to maintain a growth rate of 4.0 percent in the future.

Taking these factors into consideration, it is our opinion that a discount rate of 11.5 percent is applicable to the cash flows forecast during the ten year holding period. Further, a terminal capitalization rate of 9.25 percent applied to the 11th year net operating income is appropriate to calculate the reversion value estimate.

VALUATION BY DISCOUNTED CASH FLOW ANALYSIS

The initial step when discounting with this methodology is to estimate the appraised property's reversionary value. Our reversion calculation assumes that the property would be sold at the end of the previously stated holding period. The reversion value of the property at that time is estimated by dividing the forecast net operating income (NOI) from the year following the projected holding period by the terminal capitalization rate. In addition, disposition costs of 1.0 percent are applied against the reversionary value in order to arrive at an estimate of the net reversion. The net reversion value is added to the last year of the projection period's net cash flow, which then represents the total future net cash flow to be received in that last year.

LANDAUER                                                                      57
REAL ESTATE COUNSELORS


MARKET VALUE ANALYSIS AS OF SEPTEMBER 3, 1997

This analysis begins September 1, 1997, and continues for ten years, ending August 31, 2007. The 11th year net operating income (Fiscal Year 2008) is capitalized to produce an estimated reversionary value at the end of the holding period. Considering the foregoing, the results of our analysis for Westgate Mall are as follows:

                          Calculation of the Reversion

                     11th Year NOI (FY 2008)   $8,052,887
                     Terminal Cap Rate              9.25%
                     Gross Reversion          $87,058,238
                     Disposition Costs (1.0%)    (870,582)
                                              -----------
                     Net Reversion            $86,187,655

This net reversion is then added to the 10th year's net cash flow, which then represents the total future net cash flow to be received in the 10th year. The following matrix shows the values indicated by discounting the cash flows at rates of 11.0, 11.5 and 12.0 percent.

                                Valuation Matrix

                        Discount
                          Rate              Property Value
                        --------            --------------

                          11.0%               $66,990,365
                          11.5%               $64,856,554
                          12.0%               $62,813,356

Utilizing a 11.5 percent discount rate, the estimated value is $65,000,000 (rounded). The overall rate in the first year is 8.7 percent and 9.5 percent in year 2. The discounted value of the reversion ($29,019,932) represents nearly
45.0 percent of the final value, below the 50/50 ratio preferred by many investors for a stabilized property. However, the reversion contribution to value also suggests that more reliance is placed in the cash flow, which is an investment assumption confirmed by numerous investors who have purchased malls in secondary markets.

LANDAUER                                                                      58
REAL ESTATE COUNSELORS


CORRELATION AND CONCLUSION

In this report, we have utilized the Sales Comparison and Income Capitalization Approaches in estimating the Market Value of the Leased Fee Interest of the subject property. A summary of our value estimates by each approach is as follows:

               Cost Approach                    Not Applicable
               Sales Comparison Approach        $61,000,000 to $65,000,000
               Income Capitalization Approach   $65,000,000

The reliability of the Cost Approach for the appraised property is weakened because an investor--the most probable potential purchaser of the property--typically is more concerned with the property's location, amenities, and ability to generate a required cash flow than with its replacement cost. In addition, the Cost Approach does not directly reflect the specific terms of actual leases signed or in negotiation at the property. Therefore, we have not used a Cost Approach in this analysis.

The Sales Comparison Approach is an appraisal technique whereby the data of recent transactions involving similar or like properties is analyzed in order to derive an indication of the most probable sale price of the property being appraised. The reliability of this technique is dependent upon (a) the availability of comparable sales data, (b) the verification of the sales data,
(c) the degree of comparability or extent of adjustment necessary for various factors, and (d) the absence of non-typical conditions affecting the sale price.

This approach is most meaningful when income properties exhibit similar income and expense characteristics. The sales utilized in the analysis are national in nature, but are not truly comparable because of varying economic structures of the transactions, including lease structures, occupancy, etc. However, the concluded value and the investment rates exhibited by the sales are useful as a check of the reasonableness of the Income Capitalization Approach.

LANDAUER                                                                      59
REAL ESTATE COUNSELORS


Most significant is the Income Capitalization Approach, which focuses on investors' primary concerns about the property's potential for generating income and value appreciation. This approach is particularly relevant when well-supported market rent and income data are available, and when major cash flow assumptions are supported by market-derived analysis. Because this approach closely parallels the thinking of well-informed buyers and sellers of income-producing properties, the present value estimate by this approach is given the most weight. Greatest reliance is placed on the Discounted Cash Flow Analysis value estimate.

After consideration of the factors presented in this report and with greatest consideration given to the Discounted Cash Flow Analysis of the Income Capitalization Approach in arriving at a final value, the Market Value of Westgate Mall, as of September 1, 1997, subject to existing tenant leases and the Assumptions and Limiting Conditions stated herein, is estimated to be:

                           SIXTY FIVE MILLION DOLLARS
                                   $65,000,000

NOTE: The ensuing report reflects a revised market value conclusion resulting from the collection of various data from the Richard E. Jacobs Group concerning non-recoverable capital improvements.

                                  WESTGATE MAIL
                            PROJECT DESIGNATOR: WES1
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 9/1/97 FOR 11 YEARS

                      FY1998       FY1999       FY2000       FY2001        FY2002        FY2003        FY2004
INCOME
------
MINIMUM RENT:
ALL TENANTS          6,108,497    6,592,147    6,805,077    6,921,151     7,225,305     7,364,836     7,357,317
                    ----------   ----------   ----------   ----------   -----------   -----------   -----------
TOTAL MINIMUM RENT   6,108,497    6,592,147    6,805,077    6,921,151     7,225,305     7,364,836     7,357,317

RECOVERIES:
REAL ESTATE TAX        591,487      612,189      633,615      655,792       705,665       743,824       769,858
COMMON AREA MAINT.   1,627,100    1,684,048    1,742,990    1,803,995     1,867,134     1,932,484     2,000,121
                    ----------   ----------   ----------   ----------   -----------   -----------   -----------
TOTAL RECOVERIES     2,218,587    2,296,237    2,376,605    2,459,787     2,572,799     2,676,308     2,769,979

OVERAGE RENT           181,761      246,200      190,415      210,380       271,114       346,488       422,053

SALES VOLUME (000)     101,556      109,671      114,555      118,701       124,410       130,185       134,988
                    ----------   ----------   ----------   ----------   -----------   -----------   -----------

GROSS RENTAL
 INCOME              8,508,845    9,134,584    9,372,097    9,591,318    10,069,218    10,387,632    10,549,349
CREDIT LOSS           (170,177)    (182,691)    (187,441)    (191,826)     (201,384)     (207,752)     (210,986)
MISCELLANEOUS           97,533      101,435      105,492      109,712       114,100       118,664       123,411
                    ----------   ----------   ----------   ----------   -----------   -----------   -----------
TOTAL INCOME         8,436,201    9,053,328    9,290,148    9,509,204     9,981,934    10,298,544    10,461,774

EXPENSES
--------
REAL ESTATE TAX        695,867      720,222      745,430      771,520       798,523       826,471       855,398
COMMON AREA MAINT.   1,355,917    1,403,374    1,452,492    1,503,329     1,555,946     1,610,404     1,666,768
NON-RECOV. CAM          81,867       84,732       87,698       90,767        93,944        97,232       100,635
MISCELLANEOUS          358,167      370,703      383,677      397,106       411,004       425,390       440,278
MANAGEMENT FEE         314,513      341,918      349,774      356,577       374,822       385,566       388,969
                    ----------   ----------   ----------   ----------   -----------   -----------   -----------
TOTAL EXPENSES       2,806,331    2,920,949    3,019,071    3,119,299     3,234,239     3,345,063     3,452,048
                    ----------   ----------   ----------   ----------   -----------   -----------   -----------
NET OPERATING
 INCOME              5,629,870    6,132,379    6,271,077    6,389,905     6,747,695     6,953,481     7,009,726

ALTERATIONS            493,382      265,314       87,751      288,126        86,078        15,393        55,518
RESERVES                33,300       34,466       35,672       36,921        38,213        39,550        40,935
CAPITAL BUDGET               0       57,500      160,000      148,000             0             0             0
                    ----------   ----------   ----------   ----------   -----------   -----------   -----------
CASH FLOW            5,103,188    5,775,099    5,987,654    5,916,858     6,623,404     6,898,538     6,913,273

                       FY2005        FY2006        FY2007        FY2008
INCOME
------

MINIMUM RENT:
ALL TENANTS           7,382,932     7,557,423     7,896,954     8,259,753
                    -----------   -----------   -----------   -----------
TOTAL MINIMUM RENT    7,382,932     7,557,423     7,896,954     8,259,753

RECOVERIES:
REAL ESTATE TAX         796,803       824,691       917,502       981,588
COMMON AREA MAINT.    2,070,125     2,142,580     2,217,569     2,295,185
                    -----------   -----------   -----------   -----------
TOTAL RECOVERIES      2,866,928     2,967,271     3,135,071     3,276,773

OVERAGE RENT            464,870       500,916       524,857       570,600

SALES VOLUME (000)      138,600       143,423       149,603       156,301
                    -----------   -----------   -----------   -----------

GROSS RENTAL
 INCOME              10,714,730    11,025,610    11,556,882    12,107,126
CREDIT LOSS            (214,294)     (220,512)     (231,137)     (242,142)
MISCELLANEOUS           128,347       133,481       138,820       144,373
                    -----------   -----------   -----------   -----------
TOTAL INCOME         10,628,783    10,938,579    11,464,565    12,009,357

EXPENSES
--------
REAL ESTATE TAX         885,337       916,323       948,395       981,588
COMMON AREA MAINT.    1,725,104     1,785,483     1,847,975     1,912,654
NON-RECOV. CAM          104,157       107,803       111,576       115,481
MISCELLANEOUS           455,688       471,637       488,144       505,229
MANAGEMENT FEE          392,390       402,917       421,090       441,518
                    -----------   -----------   -----------   -----------
TOTAL EXPENSES        3,562,676     3,684,163     3,817,180     3,956,470
                    -----------   -----------   -----------   -----------
NET OPERATING
 INCOME               7,066,107     7,254,416     7,647,385     8,052,887

ALTERATIONS             338,615       323,804       406,333       186,044
RESERVES                 42,367        43,850        45,385        46,973
CAPITAL BUDGET                0             0             0             0
                    -----------   -----------   -----------   -----------
CASH FLOW             6,685,125     6,886,762     7,195,667     7,819,870

                                     ADDENDA

                                Legal Description
                              Lease Abstract Report
                            Rent Roll (June 30, 1997)
                           Photographs (Westgate Mall)
                          Photographs (Competing Malls)
                           NOACA Employment Statistics
                         Operating Statements (1994-96)
                             Recent Leasing Activity
                           Professional Qualifications

                                    EXHIBIT B

                                LEGAL DESCRIPTION
                           OF WESTGATE SHOPPING CENTER


      Situated partly in the City of Fairview Park and partly in the City of Rocky River, County of Cuyahoga, State of Ohio and known as being part of Original Rockport Township Section 14 and more fully described as follows:

      Beginning at a point at the intersection of the original centerline of Center Ridge Road and the centerline of West 210 Street, formerly Wagar Road;

      Thence along the original centerline of Center Ridge Road, North 66 degrees 29' 33" East, 1013.84 feet to a point at the Northerly prolongation of the Southwesterly line of lands conveyed to Central National Bank of Cleveland by deed recorded in Volume 7675, Pages 576 and 580, formerly the lands conveyed to Carl P. and Anna B. Thibo by deed recorded in Volume 3574, Page 133, Cuyahoga County Deed Records;

      Thence along the Southwesterly line of land so conveyed to the Central National Bank and along the Southwesterly line of lands conveyed to Konstantina Fotopoulos, by deed recorded in Volume 13163, Page 147, Cuyahoga County Deed Records, formerly lands of Vardes and Helen Kriaris by deed recorded in Volume 7291, Page 506, Cuyahoga County Deed Records, South 23 degrees 30' 27" East, 274.29 feet to a point;

      Thence along the Southerly line of land so conveyed to Konstantina Fotopoulos, as aforesaid, North 75 degrees 50' 21" East, 113.04 feet to a point on the corporation line between Fairview Park and Rocky River, said point being on the Westerly line of a parcel of land conveyed to Israel D. Wagar by deed dated December 30, 1878, and recorded in Volume 299 Page 564 of Cuyahoga County Deed Records;

      Thence along the Westerly line of said land conveyed to Israel D. Wagar, South 01 degrees 10' 08" West, 188.13 feet to the Northwesterly corner of parcel No. 6 in the I.D. Wagar's Heirs Subdivision as shown by plat recorded in Volume 36, Page 20, Cuyahoga County Map Records;

                                    EXHIBIT B

      Thence along the Northerly line of said Parcel No. 6, South 88 degrees 50' 02" East, 434.53 feet to a point in the centerline of Linden Road, 60 feet wide:

      Thence along said centerline of Linden Road, South 01 degrees 09' 58" West, 961.70 feet to the Northeasterly corner of land conveyed to the Cleveland Lutheran High School Association by deed recorded in Volume 9022, Page 245, Cuyahoga County deed records;

      Thence along the Northerly line of said Parcel, North 88 degrees 50' 02" West, 434.57 feet to an iron pipe found at the Northwesterly corner of said Parcel:

      Thence along the Westerly line of land so conveyed to Israel D. Wagar, as aforesaid, and along the corporation line between the Cities of Fairview Park and Rocky River, South 01 degrees 10' 08" West, 337.08 feet to an iron pin at the Northeasterly corner of a parcel of land conveyed to Leo
      J. Congeni, D.D.S., by deed recorded in Volume 15042, Page 51 of Cuyahoga County Deed Records:

      Thence along the Northerly line of land so conveyed to Leo J. Congeni, North 88 degrees 55' 13" West, 300.00 feet to an iron pin at the Northwesterly corner thereof;

      Thence along the Westerly line of land so conveyed to said Leo J. Congeni, South 01 degrees 10' 08" West, 370.00 feet to the centerline of Addington Boulevard, 70 feet wide, as shown by plat recorded in Volume 118, Page 16, Cuyahoga County Map Records;

      Thence along the centerline of said Addington Boulevard, North 88 degrees 55' 13" West, 842.67 feet to the centerline of West 210th Street as aforesaid;

      Thence along the centerline of said West 210th Street, North 01 degrees 05' 43" East, 1654.78 feet to the principal place of beginning, be the same, more or less, but subject to all legal highways, and excepting from the above described land the following described parcels;

                      Exception No. 1: H.W. Realty Company

      Situated in the City of Fairview Park, County of Cuyahoga and State of Ohio and known as being part of Original Rockport Township Section 14 and more fully described as follows:

      Commencing at the intersection of the centerline of Linden Road, 60 feet wide, and the original centerline of Center Ridge Road, originally 60 feet wide:

                                    EXHIBIT B

      Thence along said centerline of Center Ridge Road, South 68 degrees 57' 33" West, 316.96 feet to an angle point of said centerline;

      Thence continuing along said centerline, South 66 degrees 29' 33" West,
      581.38 feet to a point;

      Thence at right angles to said centerline, South 23 degrees 30' 27" East,
      406.09 feet to a point and the principal place of beginning for the parcel of land herein described;

      Thence South 01 degrees 09' 18" West, 265.87 feet to a point;

      Thence North 88 degrees 52' 22" West, 373.89 feet to a point;

      Thence North 01 degrees 02' 33" East; 167.12 feet to a point;

      Thence South 89 degrees 02' 15" East, 34.86 feet to a point;

      Thence North 01 degrees 06' 40" East, 98.72 feet to a point;

      Thence South 88 degrees 51' 39" East, 339.43 feet to the principal place of beginning and containing 2.2048 acres of land, be the same, more or less, but subject to all legal highways and easements of record.

                       Exception No. 2: The Higbee Company

      Situated in the City of Fairview Park, County of Cuyahoga and State of Ohio and known as being part of Original Rockport Township Section 14 and more fully described as follows:

      Beginning at an iron pin at the intersection of the centerline of Addington Boulevard, 70 feet wide, and the corporation line between the Cities of Fairview Park and Rocky River, said point being on the Westerly line of the I.D. Wagar Heirs Subdivision as shown by plat recorded in Volume 36, Page 20 of Cuyahoga County Map Records;

      Thence along said corporation line North 01 degrees 10' 08" East, 432.97 feet to a drill hole found;

      Thence North 88 degrees 54' 12" West, 622.04 feet to a point and the principal place of beginning for the parcel of land herein described;

                                    EXHIBIT B

      Thence continuing, North 88 degrees 54' 12" West, 429, 16 feet to a point;

      Thence North 01 degrees 04' 08" East, 290.91 feet to a point;

      Thence South 88 degrees 52' 32" East, 163.28 feet to a point;

      Thence South 17 degrees 00' 32" East, 25.02 feet to a point;

      Thence South 88 degrees 53' 32" East, 74.50 feet to a point:

      Thence South 01 degrees 06' 28" West, 41.71 feet to a point;

      Thence South 88 degrees 53' 32" East, 183.80 feet to a point;

      Thence South 01 degrees 06' 28" West, 225.29 feet to the principal place of beginning and containing 2.5469 acres of land, be the same, more or less but subject to all legal highways and easements of record;

      The above described parcel of land, after the subtraction of the H.W. Realty Company property, the Higbee Company property and the area within the legal roadways of Center Ridge Road, West 210th Street, Linden Road and Addington Boulevard, has a net area of 47.9830 acres of land according to a survey by Wheeler & Melena, Inc. dated July, 1979 and revised May, 1982.

                                                           WESTGATE MALL
                                                      PROJECT DESIGNATOR: WEST
                                                      REVISION: 9/9/97 @ 11:09
                                                       LEASE ABSTRACT REPORT
                                                          FOR ALL TENANTS
                                                           9/9/97 @ 17:23


                          PRIMARY/                                                                         ANNUAL
                          SECONDARY        SQUARE        LEASE       LEASE  OPTION        MINIMUM          MINIMUM       OVERAGE
TENANT                      CODES           FEET         BEGIN        END    #/MOS        RENT/SF           RENT            %
------                      -----           ----         -----        ---    -----        -------           ----         -------
1 IN-LINE STORES

#1-SUITE D435                     1           821        10/95        1/01     --                52.38      43,004         8.00
1 HOUR PHOTO              --

#2-SUITE A100                     1         2,867         8/91        1/02     --                27.68      79,359         8.00
ABBOTT'S CARDS            --                                                              8/99   28.70      82,283


#3-SUITE A68                      1         1,861         2/97        1/99     --                12.00      22,332        15.00
ALADDIN'S CASTLE          --

#4-SUITE C300A                    1         3,578         4/92        1/98     --                24.20      86,588         7.00
ALL FOR ONE               --

#5 SUITE A156                     1         1,047         2/96        1/01     --                33.00      34,551         6.00
AMER. COMMODORE           --

#6-SUITE A112                     1         4,155         6/89        1/00     --                18.70      77,699         6.00
AMERICAN EAGLE OUT        --

#7-SUITE B206                     1         3,622         4/91        1/07     --                18.00      65,196         5.00
ANN TAYLOR                --

#9-SUITE C332                     1         1,056        11/90        1/01     --                30.00      31,680         6.00
ART WORKS                 --

#10-SUITE A72                     1         3,065         2/90        1/01     --                23.00      70,495         6.00
ATHLETIC X-PRESS          --

#11-SUITE P3                      1         2,433         2/93        1/06     --                25.00      60,825
BABY GAP                  --                                                             10/99   27.00      65,691
                                                                                         10/03   29.00      70,557



#12-SUITE D420                    1         2,611         9/95        1/06     --                24.00      62,664         5.00
BATH & BODY WORKS         --

#14-SUITE C336                    1         4,120         9/96        1/05     --                26.00     107,120         6.00
BOMBAY COMPANY            --

#15-SUITE B236                    1         3,239         2/91        1/01     --                40.00     129,560         6.00
CAMELOT MUSIC             --

#16-SUITE B256                    1         8,412         2/91        1/01     --                 9.45      79,493         4.00
CHI-CHI'S                 --

#18-SUITE C348                    1           738        11/94        1/05     --                54.19      39,992         8.00
CLAIRE'S BOUTIQUE         --                                                              2/00   59.61      43,992

#19-SUITE B212                    1         2,704         2/93        1/98     --                17.00      45,968         6.00
CLEVELAND TRUNK CO.       --

#21-SUITE B248                    1         7,290         1/98       12/07     --                16.00     116,640         7.00
CASUAL CORNER             --


                           CEILING       BREAKPOINT
TENANT                     (000'S)        (000'S)            RECOVERIES
------                     -------        -------            ----------
1 IN-LINE STORES

#1-SUITE D435             UNLIMITED             NATURAL         NONE
1 HOUR PHOTO

#2-SUITE A100             UNLIMITED               1,015         NONE
ABBOTT'S CARDS                          2/99      1,035
                                        2/00      1,055

#3-SUITE A68              UNLIMITED             NATURAL         NONE
ALADDIN'S CASTLE

#4-SUITE C300A            UNLIMITED             NATURAL         NONE
ALL FOR ONE

#5 SUITE A156             UNLIMITED             NATURAL         NONE
AMER. COMMODORE

#6-SUITE A112             UNLIMITED             NATURAL         NONE
AMERICAN EAGLE OUT

#7-SUITE B206             UNLIMITED               1,630         NONE
ANN TAYLOR                              2/02      2,264

#9-SUITE C332             UNLIMITED             NATURAL         NONE
ART WORKS

#10-SUITE A72             UNLIMITED             NATURAL         NONE
ATHLETIC X-PRESS

#11-SUITE P3                                      1,217         NONE
BABY GAP                                2/99      1,248
                                        2/00      1,314
                                        2/03      1,345
                                        2/04      1,411

#12-SUITE D420            UNLIMITED             NATURAL         NONE
BATH & BODY WORKS

#14-SUITE C336            UNLIMITED               1,784         NONE
BOMBAY COMPANY

#15-SUITE B236            UNLIMITED             NATURAL         NONE
CAMELOT MUSIC

#16-SUITE B256            UNLIMITED               2,591         NONE
CHI-CHI'S

#18-SUITE C348            UNLIMITED             NATURAL         NONE
CLAIRE'S BOUTIQUE

#19-SUITE B212            UNLIMITED             NATURAL         NONE
CLEVELAND TRUNK CO.

#21-SUITE B248            UNLIMITED             NATURAL         NONE
CASUAL CORNER

                          PRIMARY/                                                                         ANNUAL
                          SECONDARY        SQUARE        LEASE       LEASE  OPTION        MINIMUM          MINIMUM       OVERAGE
TENANT                      CODES           FEET         BEGIN        END    #/MOS        RENT/SF           RENT            %
------                      -----           ----         -----        ---    -----        -------           ----         -------
#22-SUITE B240                    1         3,112         2/91        1/01      --               33.00     102,696         8.00
COZAD'S HALLMARK          --

#23-SUITE D480                    1         1,679         2/97        1/02     --                17.86      29,987         6.00
D.O.C. OPTICAL            --                                                              2/99   19.46      30,994


#28-SUITE B203                    1           788         9/93        1/04     --                32.00      25,216         6.00
DINO PALMIERI             --

#29-SUITE B202                    1         1,625         6/88        1/99     --                20.00      32,500         6.00
DOCKTOR PET CENTER        --

#30-SUITE A160                    1         3,045         2/87        1/98     --                16.00      48,720           -
DOLLAR BANK               --

#31-SUITE D446                    1         7,045         6/94        1/07     --                19.00     133,855         5.00
EXPRESS                   --

#32-SUITE A144                    1         1,023         2/97        1/98     --                26.94      27,560         7.00
FLORSHEIM                 --

#33-SUITE A116                    1         4,820         3/93        1/04     --                16.60      80,012         6.00
FOOT LOCKER               --

#34-SUITE C324                    1         6,080         5/88        1/01     --                16.00      97,280         5.00
GANTOS                    --

#35-SUITE D420                    1         6,349         6/93        1/06     --                25.00     158,725         6.00
GAP                       --

#36-SUITE P1                      1         3,006         8/93        1/06     --                22.00      66,132         6.00
GAP KIDS                  --                                                              9/99   24.00      72,144
                                                                                          9/01   26.00      78,156



#38-SUITE A88                     1         1,260         2/94        1/05     --                27.00      34,020         7.00
GNC                       --

#41-SUITE A84                     1           994         2/96        1/98     --                15.95      15,854         7.00
HANOVER SHOES             --

#42-SUITE D460                    1           686         6/90        1/01     --                32.08      22,007        10.00
HOT SAM                   --

#44-SUITE D416                    1         1,561         8/96        1/02     --                32.03      49,999         6.00
INDIANS TEAM SHOP         --

#45-SUITE B204                    1         1,164         5/87        1/99     --                66.00      76,824         6.00
J.B. ROBINSON             --

#46-SUITE B206                    1           804         6/89        1/00     --                31.08      24,988         8.00
JUST FOR LAUGHS           --

#47-SUITE B228                    1         3,810         2/95        1/05     --                20.00      76,200         6.00
KAYBEE TOY & HOBBY        --

#48-SUITE C300                    1         7,389         2/91        1/01     --                15.00     110,835         4.00
KOENIG SPORTING GD        --

#50-SUITE D436                    1         5,241         2/96        1/99     --                15.00      78,615         5.00
LANE BRYANT               --


                           CEILING       BREAKPOINT
TENANT                     (000'S)        (000'S)            RECOVERIES
------                     -------        -------            ----------
#22-SUITE B240            UNLIMITED             NATURAL         NONE
COZAD'S HALLMARK

#23-SUITE D480            UNLIMITED                             NONE
D.O.C. OPTICAL                          2/99        484
                                                    517

#28-SUITE B203            UNLIMITED             NATURAL         NONE
DINO PALMIERI

#29-SUITE B202            UNLIMITED             NATURAL         NONE
DOCKTOR PET CENTER

#30-SUITE A160            --                    --              NONE
DOLLAR BANK

#31-SUITE D446            UNLIMITED             NATURAL         NONE
EXPRESS

#32-SUITE A144            UNLIMITED                 392         NONE
FLORSHEIM

#33-SUITE A116            UNLIMITED             NATURAL         NONE
FOOT LOCKER

#34-SUITE C324            UNLIMITED             NATURAL         NONE
GANTOS

#35-SUITE D420            UNLIMITED               3,175         NONE
GAP

#36-SUITE P1              UNLIMITED               1,323         NONE
GAP KIDS                                2/99      1,374
                                        2/00      1,443
                                        2/01      1,494
                                        2/02      1,563

#38-SUITE A88             UNLIMITED             NATURAL         NONE
GNC

#41-SUITE A84             UNLIMITED             NATURAL         NONE
HANOVER SHOES

#42-SUITE D460            UNLIMITED             NATURAL         NONE
HOT SAM

#44-SUITE D416            UNLIMITED             NATURAL         NONE
INDIANS TEAM SHOP

#45-SUITE B204            UNLIMITED             NATURAL         NONE
J.B. ROBINSON

#46-SUITE B206            UNLIMITED             NATURAL         NONE
JUST FOR LAUGHS

#47-SUITE B228            UNLIMITED             NATURAL         NONE
KAYBEE TOY & HOBBY

#48-SUITE C300            UNLIMITED             NATURAL         NONE
KOENIG SPORTING GD

#50-SUITE D436            UNLIMITED             NATURAL         NONE
LANE BRYANT

                          PRIMARY/                                                                         ANNUAL
                          SECONDARY        SQUARE        LEASE       LEASE  OPTION        MINIMUM          MINIMUM       OVERAGE
TENANT                      CODES           FEET         BEGIN        END    #/MOS        RENT/SF           RENT            %
------                      -----           ----         -----        ---    -----        -------           ----         -------
#51-SUITE B216                    1         3,993         6/94        1/05      --               18.00      71,694         6.00
LECHTER'S HOUSEWAR        --                                                              7/01   20.00      79,660



#52-SUITE C368                    1         5,799         3/87        1/02     --                11.60      67,268         4.00
LENSCRAFTERS              --                                                              2/00   13.60      78,866

#53-SUITE C314                    1         9,880        11/92        1/05     --                19.00     187,720         5.00
LERNER NY                 --

#54-SUITE A124                    1         8,002         7/92        1/05     --                19.00     152,038         5.00
LIMITED                   --

#55-SUITE A120                    1         3,810         8/95        1/06     --                19.00      72,390         5.00
LIMITED TOO               --

#57-SUITE A136                    1         1,406         9/96        1/04     --                35.57      50,011        10.00
MALLEY'S CHOCOLATE        --

#58-SUITE A132                    1           972         1/88        1/98     --                66.00      64,152         6.00
MARLEN JEWELERS           --

#60-SUITE A80                     1           932        12/96        1/00     --                25.00      23,300         8.00
MODERN NAILS              --

#62-SUITE A148                    1         1,269         9/88        1/99     --                24.00      30,456         6.00
MUSIC BOX                 --

#63-SUITE B205                    1           840         2/88        1/99     --                39.90      33,516         7.00
NATURALIZER               --

#65-SUITE D464                    1         3,239         2/96        1/01     --                20.00      64,780         6.00
PAYLESS SHOESOURCE        --

#66-SUITE D412                    1         1,016         9/96        1/02     --                25.00      25,400         7.00
PERFUMES DE PARIS         --                                                              9/98   28.00      28,448
                                                                                          9/99   31.00      31,496

#68-SUITE D472                    1         2,256         7/92        6/02     --                17.00      38,352         3.00
RADIO SHACK               --

#69-SUITE P2                      1         1,642         4/89        1/00     --                50.00      82,100         6.00
ROGERS JEWELERS           --

#70-SUITE P2A                     1         1,624        11/88        1/99     --                33.00      53,592         7.00
SAN FRAN. MUSIC BX        --

#72-SUITE B244                    1         5,270         6/93        1/99     --                 0.00           0         5.00
SHUTTLERS                 --                                                                                               6.00

#73-SUITE B252                    1           858         3/88        1/99     --                36.98      31,729         6.00
STRIDE RITE               --

#74-SUITE D440                    1         5,094         9/94        1/07     --                19.00      96,786         5.00
STRUCTURE                 --

#75-SUITE C340                    1        10,015        11/89        1/05     --                33.00     130,195         6.00
SUNCOAST MOTION           --

#76-SUITE B254                    1           775         8/89        1/00     --                30.97      24,002         7.00
TRADE SECRET              --


                           CEILING       BREAKPOINT
TENANT                     (000'S)        (000'S)            RECOVERIES
------                     -------        -------            ----------
#51-SUITE B216            UNLIMITED               1,119         NONE
LECHTER'S HOUSEWAR                      2/98      1,195
                                        2/01      1,271
                                        2/02      1,326

#52-SUITE C368            UNLIMITED             NATURAL         NONE
LENSCRAFTERS

#53-SUITE C314            UNLIMITED               3,754         NONE
LERNER NY

#54-SUITE A124            UNLIMITED             NATURAL         NONE
LIMITED

#55-SUITE A120            UNLIMITED               1,448         NONE
LIMITED TOO

#57-SUITE A136            UNLIMITED             NATURAL         NONE
MALLEY'S CHOCOLATE

#58-SUITE A132            UNLIMITED                 369         NONE
MARLEN JEWELERS

#60-SUITE A80             UNLIMITED             NATURAL         NONE
MODERN NAILS

#62-SUITE A148            UNLIMITED             NATURAL         NONE
MUSIC BOX

#63-SUITE B205            UNLIMITED             NATURAL         NONE
NATURALIZER

#65-SUITE D464            UNLIMITED             NATURAL         NONE
PAYLESS SHOESOURCE

#66-SUITE D412            UNLIMITED             NATURAL         NONE
PERFUMES DE PARIS


#68-SUITE D472            UNLIMITED             NATURAL         NONE
RADIO SHACK

#69-SUITE P2              UNLIMITED             NATURAL         NONE
ROGERS JEWELERS

#70-SUITE P2A             UNLIMITED             NATURAL         NONE
SAN FRAN. MUSIC BX

#72-SUITE B244                  748             ZERO            NONE
SHUTTLERS                 UNLIMITED

#73-SUITE B252            UNLIMITED             NATURAL         NONE
STRIDE RITE

#74-SUITE D440            UNLIMITED             NATURAL         NONE
STRUCTURE

#75-SUITE C340            UNLIMITED               2,604         NONE
SUNCOAST MOTION

#76-SUITE B254            UNLIMITED             NATURAL         NONE
TRADE SECRET

                          PRIMARY/                                                                         ANNUAL
                          SECONDARY        SQUARE        LEASE       LEASE  OPTION        MINIMUM          MINIMUM       OVERAGE
TENANT                      CODES           FEET         BEGIN        END    #/MOS        RENT/SF           RENT            %
------                      -----           ----         -----        ---    -----        -------           ----         -------
#79-SUITE C328                    1         3,664        10/89        1/00      --               22.00      80,608
VICTORIA'S SECRET         --

#80-SUITE D448                    1         7,018         3/95        1/06     --                20.00     140,360         6.00
WALDENBOOKS               --

#81-SUITE C352                    1           692        10/96        1/07     --                52.01      35,991         8.00
ZACH'S COFFEE AND         --

#82-SUITE D410                    1           572         1/98       12/07     --                61.19      35,001         7.00
PRETZELS                  --                                                              1/03   69.93      40,000

#85                               1             1         1/97       12/27     --                 0.00           0           -
RECOVERY TENANT           --

#86-SUITE A096                    1           415         4/98        3/06     --                41.40      17,181         7.00
VACANT SPACE              --

#87-SUITE A108                    1         4,344         4/98        3/06     --                16.56      71,937         7.00
VACANT SPACE              --

#88-SUITE A114                    1         2,565         7/98        6/06     --                16.56      42,476         7.00
VACANT SPACE              --

#89-SUITE B224                    1         2,604         7/98        6/06     --                16.56      43,122         7.00
VACANT SPACE              --

#90-SUITE C304                    1         2,944         1/99       12/06     --                17.14      50,459         7.00
VACANT SPACE              --

#91-SUITE C320                    1         4,575         1/99       12/06     --                17.14      78,414         7.00
VACANT SPACE              --

#92-SUITE D452                    1           540         1/99       12/06     --                42.85      23,138         7.00
VACANT SPACE              --

#93-SUITE D476                    1         1,381         1/99       12/06     --                27.85      38,463         7.00
VACANT SPACE              --

#94-SUITE A140                    1           675         7/98        6/06     --                41.00      27,945         7.00
VACANT SPACE              --
                                          -------
                                          215,772

2 FOOD COURT

#13-SUITE FC3                     2           374        11/89        1/00     --                82.31      30,784
BOARDWALK FRIES           --

#17-SUITE FC1                     2           402         2/96        1/01     --                68.48      27,529         8.00
CINNABON                  --

#24-SUITE FC9                     2           431        12/94        1/00     --                61.25      26,399         8.00
DELI AT WESTGATE          --

#39-SUITE FC2                     2           499         4/89        1/00     --                70.22      35,040         8.00
GREAT STEAK & POTA        --

#43-SUITE FC5                     2           554         2/91        1/02     --                59.51      32,969         8.00
MARK PI HUNAN EXPR        --                                                              3/98   65.46      36,265

#59-SUITE FC6                     2           878         4/89       1/00      --                42.16      37,016         6.00
MCDONALD'S                --


                            CEILING       BREAKPOINT
TENANT                      (000'S)        (000'S)            RECOVERIES
------                      -------        -------            ----------
#79-SUITE C328                                     1,612         NONE
VICTORIA'S SECRET

#80-SUITE D448             UNLIMITED             NATURAL         NONE
WALDENBOOKS

#81-SUITE C352             UNLIMITED             NATURAL         NONE
ZACH'S COFFEE AND

#82-SUITE D410             UNLIMITED             NATURAL         NONE
PRETZELS

#85                        --                    --              REAL ESTATE TAX
RECOVERY TENANT                                                  COMMON AREA MAINT.

#86-SUITE A096             UNLIMITED             NATURAL         NONE
VACANT SPACE

#87-SUITE A108             UNLIMITED             NATURAL         NONE
VACANT SPACE

#88-SUITE A114             UNLIMITED             NATURAL         NONE
VACANT SPACE

#89-SUITE B224             UNLIMITED             NATURAL         NONE
VACANT SPACE

#90-SUITE C304             UNLIMITED             NATURAL         NONE
VACANT SPACE

#91-SUITE C320             UNLIMITED             NATURAL         NONE
VACANT SPACE

#92-SUITE D452             UNLIMITED             NATURAL         NONE
VACANT SPACE

#93-SUITE D476             UNLIMITED             NATURAL         NONE
VACANT SPACE

#94-SUITE A140             UNLIMITED             NATURAL         NONE
VACANT SPACE



2 FOOD COURT

#23-SUITE FC3                                    NATURAL         NONE
BOARDWALK FRIES

#17-SUITE FC1              UNLIMITED             NATURAL         NONE
CINNABON

#24-SUITE FC9              UNLIMITED             NATURAL         NONE
DELI AT WESTGATE

#39-SUITE FC2              UNLIMITED             NATURAL         NONE
GREAT STEAK & POTA

#43-SUITE FC5              UNLIMITED             NATURAL         NONE
MARK PI HUNAN EXPR

#59-SUITE FC6              UNLIMITED             NATURAL         NONE
MCDONALD'S

                          PRIMARY/                                                                         ANNUAL
                          SECONDARY        SQUARE        LEASE       LEASE  OPTION        MINIMUM          MINIMUM       OVERAGE
TENANT                      CODES           FEET         BEGIN        END    #/MOS        RENT/SF           RENT            %
------                      -----           ----         -----        ---    -----        -------           ----         -------
#71-SUITE FC4                     2           557         4/89        1/00     --               118.39      65,943        10.00
SBARRO THE ITALIAN        --

#83-SUITE FC10                    2           446         1/98       12/07     --                40.36      18,001         7.00
DAIRY QUEEN               --                                                              1/03   44.84      19,999


#84-SUITE FC7                     2           919         1/97        1/97     --                 0.00           0           -
VACANT SPACE              --
                                          -------
                                            5,060

3 KIOSKS

#20-SUITE K50000                  3           148         2/95        1/00     --               179.05      26,499        10.00
COOPERS WATCHWORKS        --                                                              2/98  189.19      28,000

#40-SUITE K50060                  3           289        12/96        1/98     --               103.86      30,016           -
GTE MOBILNET              --

#61-SUITE K50020                  3           148         2/96        1/98     --                89.19      13,200         7.00
MONOGRAMS WEST            --

#67-SUITE K50050                  3           148         2/96        1/98     --               172.50      25,530        10.00
PIERCING PAGODA           --

#76-SUITE K50030                  3           148         2/95        1/98     --               227.03      33,600         8.00
SUNGLASS HUT              --

#77-SUITE K50070                  3           289         2/95        1/98     --               133.00      38,437        10.00
THINGS REMEMBERED         --
                                          -------
                                            1,170

4 GROUND LEASES

#8-SUITE B260                     4         5,001        11/91       11/16     --                 9.00      45,009         1.50
APPLEBEE'S                --                                                             12/01   10.12      50,610
                                                                                         12/06   11.39      56,961
                                                                                         12/11   12.81      64,063

#26-SUITE ANCHOR                  4       194,511         6/86        1/08     --                 3.86     750,812         2.50
DILLARD'S NORTH           --
                                                                               1-240              3.86     750,812         2.50

#27-SUITE GROUND                  4             1         1/85       12/30     --                 0.00           0           -
DILLARD'S SOUTH           --

#37-SUITE GROUND                  4        24,974        11/88        6/09     --                11.00     274,714         8.00
GENERAL CINEMA            --
                                                                               1-240             11.00     274,714         8.00

#49-SUITE DS1                     4        94,500         4/96        4/16     --                 2.18     206,010         0.50
KOHL'S DEPT. STORE        --                                                              5/01    2.51     237,195
                                                                                          5/06    2.88     272,160
                                                                                          5/11    3.32     313,740

#56-SUITE DP1                     4         5,320         2/95        2/05     --                12.78      67,990         2.00
LONGHORN STEAKS           --                                                              3/00   14.06      74,799
                                          -------
                                          324,307



                          CEILING       BREAKPOINT
TENANT                    (000'S)        (000'S)            RECOVERIES
------                    -------        -------            ----------
#71-SUITE FC4            UNLIMITED             NATURAL         NONE
SBARRO THE ITALIAN

#83-SUITE FC10           UNLIMITED             NATURAL         NONE
DAIRY QUEEN


#84-SUITE FC7            --                    --              NONE
VACANT SPACE



3 KIOSKS

#20-SUITE K50000         UNLIMITED             NATURAL         NONE
COOPERS WATCHWORKS

#40-SUITE K50060         --                    --              NONE
GTE MOBILNET

#61-SUITE K50020         UNLIMITED             NATURAL         NONE
MONOGRAMS WEST

#67-SUITE K50050         UNLIMITED             NATURAL         NONE
PIERCING PAGODA

#76-SUITE K50030         UNLIMITED             NATURAL         NONE
SUNGLASS HUT

#77-SUITE K50070         UNLIMITED             NATURAL         NONE
THINGS REMEMBERED



4 GROUND LEASES

#8-SUITE B260            UNLIMITED               1,700         NONE
APPLEBEE'S



#26-SUITE ANCHOR         UNLIMITED               29,955        NONE
DILLARD'S NORTH
                         UNLIMITED               29,955        NONE

#27-SUITE GROUND         --                    --              NONE
DILLARD'S SOUTH

#37-SUITE GROUND         UNLIMITED               4,071         NONE
GENERAL CINEMA
                         UNLIMITED               4,071         NONE

#49-SUITE DS1            UNLIMITED              17,955         NONE
KOHL'S DEPT. STORE



#56-SUITE DP1            UNLIMITED              1,798          NONE
LONGHORN STEAKS                       3/00      1,979

                          PRIMARY/                                                                         ANNUAL
                          SECONDARY        SQUARE        LEASE       LEASE  OPTION        MINIMUM          MINIMUM       OVERAGE
TENANT                      CODES           FEET         BEGIN        END    #/MOS        RENT/SF           RENT            %
------                      -----           ----         -----        ---    -----        -------           ----         -------
6 PERIPHERAL

#25-SUITE CW14                    6        60,000         3/75        8/00     --                 2.90     174,000         3.00
DILLARD'S HOME STR        --                                                                                               3.50
                                                                                                                           3.00
                                                                                                                           2.00

                                                                               1-240              2.90     174,000         3.00
                                                                                                                           3.50
                                                                                                                           3.00
                                                                                                                           2.00

#64-SUITE CW13                    6         7,343        12/90        1/98     --                 8.00      56,744          --
OHIO MOTORISTS ASS        --
                                                                               1-36               9.26      67,596
                                          -------
                                           67,343
                                          -------
                                          613,652
                                          =======



                           CEILING       BREAKPOINT
TENANT                     (000'S)        (000'S)            RECOVERIES
------                     -------        -------            ----------
6 PERIPHERAL

#25-SUITE CW14                6,000              5,000         NONE
DILLARD'S HOME STR            7,000
                              7,980
                          UNLIMITED

                              6,000              5,000         NONE
                              7,000
                              7,980
                          UNLIMITED

#64-SUITE CW13            --                    --              NONE
OHIO MOTORISTS ASS
                          --                    --              NONE

                           Financial Rent Roll Report

                                  [ILLEGIBLE]

                           Financial Rent Roll Report

                                  [ILLEGIBLE]

                           Financial Rent Roll Report

                                  [ILLEGIBLE]

                          PHOTOGRAPHS OF WESTGATE MALL


                                [GRAPHIC OMITTED]

                                 SOUTH ENTRANCE



                                [GRAPHIC OMITTED]

                             PERIPHERAL DEVELOPMENT

                          PHOTOGRAPHS OF WESTGATE MALL


                                [GRAPHIC OMITTED]

                                   FOOD COURT


                                [GRAPHIC OMITTED]

                                   VACANT UNIT

                          PHOTOGRAPHS OF WESTGATE MALL


                                [GRAPHIC OMITTED]

                                 DILLARD'S NORTH


                                [GRAPHIC OMITTED]

                                     KOHL'S

                         PHOTOGRAPHS OF COMPETING MALLS


                                [GRAPHIC OMITTED]

                             PARMATOWN MALL (PARMA)


                                [GRAPHIC OMITTED]

                              MIDWAY MALL (ELYRIA)

PHOTOGRAPHS OF COMPETING MALLS


                                [GRAPHIC OMITTED]

                        GREAT NORTHERN MALL (N. OLMSTEAD)


                                [GRAPHIC OMITTED]

                         SOUTHPARK CENTER (STRONGSVILLE)

                                                          TABLE 1:
                                         PROJECTED REGIONAL EMPLOYMENT, BY INDUSTRY

MAJOR INDUSTRY                  1993        1995         2000        2005         2010        2015         2020        2025
MINING                         1,800       1,800        1,800       1,800        1,800       1,700        1,600       1,600
CONSTRUCTION                  53,800      50,500       55,900      59,200       62,200      64,500       66,500      68,500
MANUFACTURING                215,500     233,200      216,900     204,900      193,300     179,300      167,300     157,600
TRANS & PUB UTIL              47,000      49,200       46,800      45,100       43,400      41,500       39,900      38,400
WHOLESALE TDE                 71,200      72,100       72,300      72,500       72,600      72,100       71,700      71,300
RETAIL TRADE                 195,500     196,600      207,300     214,600      221,400     227,700      233,200     238,600
FIN, INS & R E                94,300      93,300      100,000     104,600      109,000     112,900      116,400     119,800
SERVICES                     364,900     365,900      395,200     415,500      429,600     435,000      439,700     443,200
GOVERNMENT                   144,000     138,400      133,800     130,200      126,000     120,200      115,100     110,900
TOTAL: NON-AGRIC           1,188,000   1,201,000    1,229,900   1,248,300    1,259,300   1,255,000    1,251,400   1,249,900

Source: NOACA staff, April 1997.
Note: 1993 is last year of reported data; all numbers rounded to nearest 100.

                           1990        1991         1992        1993         1994        1995         1996
CUYAHOGA COUNTY
  LABOR FORCE           651,400     675,300      676,800     671,600      675,600     675,908      690,175
  EMPLOYMENT            647,400     636,000      628,100     625,700      636,300     644,058      655,758
 UNEMPLOYMENT            34,000      39,400       48,700      45,900       39,400      31,833       34,408
  UNEMP RATE                5.0         5.8          7.2         6.8          5.8         4.7          5.0
GEAUGA COUNTY
  LABOR FORCE            42,700      42,600       43,300      42,800       43,200      43,392       44,267
  EMPLOYMENT             41,100      40,800       40,800      40,600       41,300      41,817       42,692
 UNEMPLOYMENT             1,700       1,800        2,500       2,200        1,900       1,558        1,592
  UNEMP RATE                3.9         4.3          5.7         5.1          4.4         3.6          3.6
LAKE COUNTY
  LABOR FORCE           118,400     118,500      120,200     119,400      119,700     119,592      122,975
  EMPLOYMENT            112,600     111,800      111,600     111,200      113,100     114,442      117,608
 UNEMPLOYMENT             5,800       6,700        8,600       8,200        6,700       5,158        5,358
  UNEMP RATE                4.9         5.7          7.2         6.9          5.6         4.3          4.4
LORAIN COUNTY
  LABOR FORCE           135,800     136,700      136,600     132,900      134,100     136,450      140,850
  EMPLOYMENT            126,100     125,000      124,600     124,200      126,300     127,808      132,000
 UNEMPLOYMENT             9,700      11,700       12,000       8,800        7,800       8,650        8,842
  UNEMP RATE                7.1         8.6          8.8         6.6          5.8         6.3          6.3
MEDINA COUNTY
  LABOR FORCE            65,400      66,300       67,800      67,000       67,600      67,950       71,875
  EMPLOYMENT             62,400      62,700       63,400      63,100       64,200      65,000       68,683
 UNEMPLOYMENT             3,000       3,600        4,400       3,800        3,400       2,967        3,183
  UNEMP RATE                4.6         5.4          6.5         5.7          5.0         4.4          4.4
NOACA
  LABOR FORCE         1,043,700   1,039,400    1,044,700   1,033,700    1,040.200   1,043,292    1,070,142
  EMPLOYMENT            989,600     976,300      968,500     964,800      981,200     993,125    1,016,742
 UNEMPLOYMENT            54,200      63,200       76,200      68,900       59,200      50,167       53,383
  UNEMP RATE                5.2         6.1          7.3         6.7          5.7         4.8          5.0
PORTAGE COUNTY
  LABOR FORCE            75,300      76,400       78,500      78,400       80,400      80,408       82,475
  EMPLOYMENT             71,300      72,000       73,100      73,900       76,200      77,050       78,817
 UNEMPLOYMENT             4,000       4,500        5,400       4,500        4,200       3,358        3,642
  UNEMP RATE                5.3         5.8          6.9         5.8          5.2         4.2          4.4
SUMMIT COUNTY
  LABOR FORCE           258,200     261,900      266,700     267,300      273,000     253,842      278,675
  EMPLOYMENT            244,600     246,200      248,300     251,300      259,000     261,950      265,717
 UNEMPLOYMENT            13,600      15,700       18,300      16,000       14,100      12,600       12,967
  UNEMP RATE                5.3         6.0          6.9         6.0          5.2         5.0          4.7
SEVEN COUNTIES
  LABOR FORCE         1,377,200   1,377,700    1,389,900   1,379,400    1,393,600   1,377,542    1,431,292
  EMPLOYMENT          1,305,500   1,294,500    1,289,900   1,290,000    1,316,400   1,332,125    1,361,275
 UNEMPLOYMENT            71,800      83,400       99,900      89,400       77,500      66,125       69,992
  UNEMP RATE                5.2         6.1          7.2         6.5          5.6         4.8          4.9

REGIONAL MALL SALE #1

Name:                              Towne East Mall

Location:                          Mesquite, Texas

Sale Date:                         Pending

Interest Sold:                     Leased Fee

Seller:                            Grosvenor International

Buyer:                             REIT

Land Area:                         102 acres

Description of Improvements

     Total GLA Sold:               426,000 Square Feet

     Enclosed Mall Area:             426,000
     Anchors   Dillard's             206,300
               Foley's               190,200
               JC Penney             190,100
               Sears                 190,100
               Miscellaneous          45,300
                                     -------
               Anchor Total          822,000

     Total GLA:                    1,248,000 Square Feet
                                   =========

Year Constructed:                  1971/1996

Sale price:                        $112,500,000

Sale Terms:                        Assumed cash.

Price per Square Foot:             $264

Income Data
     Net Operating Income:         $9,900,000 ($23.24 per square foot)
     Retail Sales:                 $300 per square foot of enclosed mall

Financial Indicators
     OAR:                          8.8%
     Sale-to-price Ratio:          0.88:1
     Internal Rate of Return:      N/A

Remarks: Mall stores were 93 percent occupied at the time of sale. The NOI is based on the reported OAR.

REGIONAL MALL SALE #2

Name:                              Silver Lake Mall

Location:                          Coeur d'Alene, Idaho

Sale Date:                         June 1997

Interest Sold:                     Leased Fee (70%)

Seller:                            Roebbelen Engineering, Inc.

Buyer:                             JP Realty, Inc.

Land Area:                         31 Acres

Description of Improvements

     Total GLA Sold:               324,300 Square Feet

     Enclosed Mall Area:           113,400
     Anchors   Lamont                   --
               Sears                51,600
               JC Penney            49,500
               Emporium             43,400
                                   -------
               Anchor Total        210,900

     Total GLA:                    324,300 Square Feet
                                   =======

Year Constructed:                  1989

Sale price:                        $38,000,000 (100% interest)
                                   $27,000,000 (70% interest sold)

Sale Terms:                        The consideration consisted of 72,000 units
                                   of limited partner interest in Price
                                   Development Company ($1,863,000); assumption of debt $24,755,000; $9,000,000 in revolving debt, and $12,936,000 cash.

Price per Square Foot:             $117

Income Data
     Net Operating Income:         $2,473,370 ($8.46 per square foot)
     Retail Sales:                 N/A

Financial Indicators
     OAR:                          6.51 percent
     Sale-to-price Ratio:          N/A
     Internal Rate of Return:      N/A

Remarks: The mall was reportedly 99.4 percent occupied at the time of sale. JP Realty was managing the mall for the seller. Sears will expand to 95,000 square feet. This is a dominant mall in its area.

REGIONAL MALL SALE #3

Name:                              Visalia Mall

Location:                          Visalia, California

Sale Date:                         June 1997

Interest Sold:                     Leased Fee

Seller:                            Connecticut General Life

Buyer:                             JP Realty, Inc.

Land Area:                         28 acres

Description of Improvements

     Total GLA Sold:               439,500 Square Feet

     Enclosed Mall Area:           265,000
     Anchors   Gottschalk's         74,600
               JC Penney            99,100
                                   -------
               Anchor Total        173,700
     Total GLA:                    439,500 Square Feet
                                   =======

Year Constructed:                  1963, 1989 and 1995

Sale price:                        $38,000,000

Sale Terms:                        $37,000,000 third-party financing, $593,000
                                   cash, and $407,000 tax-free exchange.

Price per Square Foot:             $86.46

Income Data
     Net Operating Income:         $3,910,730 ($8.90 per square foot)
     Retail Sales:                 N/A

Financial Indicators
     OAR:                          10.3%
     Sale-to-price Ratio:          N/A
     Internal Rate of Return:      N/A

Remarks: At the time of sale, the mall was 95.3 percent occupied (88.2% mall shops). The mall is a dominant mall in the area.

REGIONAL MALL SALE #4

Name:                              South Towne Mall and Power Center

Location:                          NEC 10600 South and I-15 Sandy, Utah

Sale Date:                         March 1997

Interest Sold:                     Leased Fee

Seller:                            Zell/Merrill Lynch R.E. Opportunity Partners

Buyer:                             Macerich Company

Land Area:                         104 Acres

Description of Improvements

     Total GLA Sold:               995,900 Square Feet

     Enclosed Mall Area:           434,000
     Anchors   JC Penney            99,200
               Mervyn's             82,700
               Target              171,800
               ZCMI                198,200
                                   -------
               Anchor Total        561,900

     Total GLA:                    995,000 Square Feet
                                   =======

Year Constructed:                  1986, 1992 and 1994

Sale price:                        $98,000,000

Sale Terms:                        The debt assumed bears an interest rate of
                                   LIBOR plus 1.75 percent. Purchase included an assumption of existing debt totaling
                                   $47,000,000 with the balance of $51,000,000
                                   paid in cash.

Price per Square Foot:             $98.40

Income Data
     Net Operating Income:         $8,400,000 ($8.43 per square foot)
     Retail Sales:                 $249 per square foot

Financial Indicators
     OAR:                          8.6%
     Sale-to-price Ratio:          0.91:1
     Internal Rate of Return:      N/A

Remarks: Several out-parcel and pad sites were included, but no value is allocated to the pad sites. A Dillard's (212,000 sf) and enclosed mall expansion (27,000 sf) were under construction. The mall will total 1,234,900 square feet when these areas are open, but no allocation of the purchase price was made for the yet-to-be-completed improvements. The enclosed mall shops were 83 percent leased when sold.

REGIONAL MALL SALE #5

Name:                              Valley Fair Mall

Location:                          3601 South 2700 West
                                   West Valley City, Utah

Sale Date:                         December 1996

Interest Sold:                     Leased Fee

Seller:                            Valley Fair Shopping Center, Inc.

Buyer:                             Excel Realty Trust

Land Area:                         54 acres

Description of Improvements

     Total GLA Sold:               608,000 Square Feet

     Enclosed Mall Area:           264,400
     Anchors   JC Penney           141,000
               Mervyn's             91,000
               CMI                 111,500
                                   -------
               Anchor Total        343,600

     Total GLA:                    608,000 Square Feet
                                   =======

Year Constructed:                  1970/1986/1987

Sale price:                        $37,300,000

Sale Terms:                        Excel REITs 1996 annual report states that
                                   $17,900,000 was financed with an existing 7.6 percent mortgage using about 50 percent leverage.

Price per Square Foot:             $61.35

Income Data
     Net Operating Income:         $4,140,000 ($6.81 per square foot)
     Retail Sales:                 $250 per square foot of enclosed mall

Financial Indicators
     OAR:                          11.1%
     Sale-to-price Ratio:          0.56:1 (based on enclosed mall sales)
     Internal Rate of Return:      N/A

Remarks: The property was 85 percent occupied at the time of sale. A fourth anchor is planned. Additionally, 6 pad sites and four acres of excess land were included in the sale; however, no allocation is made for the value of the excess land.

REGIONAL MALL SALE #6

Name:                              Old Orchard Shopping Center

Location:                          Skokie, Illinois

Sale Date:                         December 1996

Interest Sold:                     Leased Fee

Seller:                            Zell/Merrill Lynch II

Buyer:                             Urban Retail Properties Co.

Land Area:                         N/A

Description of Improvements

     Total GLA Sold:               630,000 Square Feet

     Enclosed Mall Area:             630,000
     Anchors   Nordstrom's                --
               Bloomingdale's             --
               Lord & Taylor         115,500
               Saks 5th Avenue       103,300
               Marshall Field's      446,000
                                   ---------
               Anchor Total        1,211,000

     Total GLA:                    1,841,000 Square Feet
                                   =========

Year Constructed:                  1956/1995

Sale price:                        $266,000,000

Sale Terms:                        Reported price included $106 million cash and
                                   $160 million of existing debt.

Price per Square Foot:             $421

Income Data
     Net Operating Income:         $21,546,000 ($34.20 per square foot)
     Retail Sales:                 $310 per square foot of mall shops

Financial Indicators
     OAR:                          8.1%
     Sale-to-price Ratio:          1.56:1
     Internal Rate of Return:      N/A

Remarks: This upscale property was 88 percent occupied at the time of sale. The mall underwent a major expansion and renovation in 1995. NOI is based on the reported OAR of 8.1 percent.

REGIONAL MALL SALE #7

Name:                              St. Clair Square

Location:                          Fairview Heights, Illinois

Sale Date:                         November 1996

Interest Sold:                     Leased Fee and Leasehold

Seller:                            Prudential Real Estate

Buyer:                             CBL & Associates Properties

Land Area:                         89 acres (20 acres ground leased through
                                   2071)

Description of Improvements

     Total GLA Sold                   280,000 Square Feet

     Enclosed Mall Area:             280,000
     Anchors   Dillard's             170,000
               Famous-Barr           236,000
               JC Penney             164,000
               Sears                 169,000
               Out-Parcels            35,000
                                     -------
               Anchor Total          774,000

     Total GLA:                    1,044,000 Square Feet
                                   =========

Year Constructed:                  1978/1992

Sale price:                        $86,400,000

Sale Terms:                        Not disclosed.

Price per Square Foot:             $309

Income Data
     Net Operating Income:         $7,733,000 ($27.62 per square foot)
     Retail Sales:                 $330 per square foot

Financial Indicators
     OAR:                          8.65%
     Sale-to-price Ratio:          0.94:1
     Internal Rate of Return:      11.0%

Remarks: The mall was 94 percent occupied at the time of sale. The mall is a primary retail destination for the St. Louis MSA population located east of the Mississippi River.

REGIONAL MALL SALE #8

Name:                              Park Mall

Location:                          Tucson, Arizona

Sale Date:                         October 1996

Interest Sold:                     Leased Fee

Seller:                            K-GAM

Buyer:                             General Growth Properties, Inc.

Land Area:                         75 Acres (63 acres for mall, 12 acres excess)

Description of Improvements

     Total GLA Sold:               447,300 Square Feet

     Enclosed Mall Area:           348,200  Sold

     Anchors   Sears               255,500
               Macy's              157,200
               Dillard's            99,100  Sold
               Sears               190,100
                                   -------
               Anchor Total        511,800

     Total GLA:                    860,000 Square Feet
                                   =======

Year Constructed:                  1974

Sale price:                        $50,000,000

Sale Terms:                        $25 million in shares of common stock and $25
                                   million in cash.  The motivation of the
                                   seller was in question. The mall was
                                   controlled by the estate of Joseph Kivel who was recently deceased. The mall was debt free, but the family of Mr. Kivel did not want to continue to operate the mall, choosing to place it on the market.

Price per Square Foot:             $112

Income Data
     Net Operating Income:         $5,000,000 ($11.18 per square foot)
     Retail Sales:                 $225 per square foot (mall shops)

Financial Indicators
     OAR:                          10.0%
     Sale-to-price Ratio:          0.64:1
     Internal Rate of Return:      N/A

Remarks: This is one of two malls in the Tucson area but is not the more dominate of the two. The buyer intends to add two anchors and a small amount of shop GLA. The mall shops were 85 percent occupied at the time of sale. The mall was in excellent condition but had never had a major renovation. The 12 acres of excess land were landlocked at the rear of the site and, no value was ascribed to it by the buyer.

REGIONAL MALL SALE #9

Name:                              Valley View Center

Location:                          Dallas, Texas

Sale Date:                         October 1996

Interest Sold:                     Leased Fee

Seller:                            LaSalle Partners

Buyer:                             The Macerich Company

Land Area:                         95 Acres

Description of Improvements

     Total GLA Sold:               704,600 Square Feet

     Enclosed Mall Area:             471,600  Sold
     Anchors   Dillard's             298,500
               Foley's               298,400
               Sears                 265,000
               JC Penney             233,000  Sold
                                   ---------
               Anchor Total        1,095,000

Total GLA:                         1,567,000 Square Feet
                                   =========

Year Constructed:                  1975/1993/1996

Sale price:                        $85,500,000

Sale Terms:                        Assumed cash.

Price per Square Foot:             $121

Income Data
     Net Operating Income:         $8,000,000 ($11.35 per square foot) 1996
                                   $7,700,000 ($10.93 per square foot) 1995
     Retail Sales:                 $228 per square foot (enclosed mall)

Financial Indicators
     OAR:                          9.36% - 1996 NOI
                                   9.00% - 1995 NOI
     Sale-to-price Ratio:          0.80:1
     Internal Rate of Return:      N/A

Remarks: This is the largest mall in the Dallas/Fort Worth area, and has a fashion orientation. The center's mall shops were 85 percent occupied at the time of sale. The NOI shown is as projected for 1996, but the 1995 NOI was $7,700,000 which indicates an OAR of 9.0 percent. The buyer anticipated a significant upside potential by increasing the occupancy. JC Penney is a new lease in the mall in a space that was vacant for an extended period of time.

REGIONAL MALL SALE #10

Name:                              Paseo Nuevo

Location:                          Santa Barbara, California

Sale Date:                         June 1996

Interest Sold:                     Leasehold

Seller:                            JMB Realty Corporation

Buyer:                             Taubman Realty

Land Area:                         12 Acres

Description of Improvements

     Total GLA Sold:               158,120 Square Feet

     Enclosed Mall Area:           158,120
     Anchors   The Broadway        132,600
               Nordstrom's         165,400
                                   -------
               Anchor Total        298,000

     Total GLA:                    456,120 Square Feet
                                   =======

Year Constructed:                  1990

Sale price:                        $37,000,000

Sale Terms:                        Assumed cash to seller

Price per Square Foot:             $236

Income Data
     Net Operating Income:         $3,810,000 ($24.10 per square foot)
     Retail Sales:                 $340 per square foot (enclosed mall)

Financial Indicators
     OAR:                          10.3%
     Sale-to-price Ratio:          0.69:1
     Internal Rate of Return:      N/A

Remarks: At the time of sale the mall shops were 88 percent occupied. This is an unenclosed mall of quality. The high first year return is reflective of the leasehold interest being acquired (with stipulated ground rent payments reportedly limiting the buyer's upside potential) and a few small environment and engineering issues. This is the buyer's analysis.

REGIONAL MALL SALE #11

Name:                              Grand Teton Mall

Location:                          Idaho Falls, Idaho

Sale Date:                         April 1996

Interest Sold:                     Leased Fee

Seller:                            Equiteton Associates

Buyer:                             J.R. Realty Inc.

Land Area:                         58 Acres

Description of Improvements

     Total GLA Sold:               521,000 Square Feet

     Enclosed Mall Area:           195,500
     Anchors   Bon Marche           62,200
               JC Penney            66,800
               Sears                73,500
               ZCMI                123,000
                                   -------
               Anchor Total        325,500

     Total GLA:                    521,000 Square Feet
                                   =======

Year Constructed:                  1984/1990

Sale price:                        $34,375,000

Sale Terms:                        Assumed cash.

Price per Square Foot:             $65.98

Income Data
     Net Operating Income:         $3,520,000 ($6.76 per square foot)
     Retail Sales:                 $240 per square foot (enclosed mall)

Financial Indicators
     OAR:                          10.24%
     Sale-to-price Ratio:          0.73:1
     Internal Rate of Return:      N/A

Remarks: At the time of sale the mall was 85 percent occupied. The marketability of this mall was affected by its 2nd to 3rd tier status. Also, 1/3 of the employment base of the area comes from the National Energy Laboratory and investors were concerned about a potential downsizing of the operation.

REGIONAL MALL SALE #12

Name:                              Charlestowne Mall

Location:                          St. Charles, Illinois

Sale Date:                         April 1996

Interest Sold:                     Leased Fee (32% interest)

Seller:                            Charwill Associates

Buyer:                             Ivenhoe Equities

Land Area:                         80.3 Acres

Description of Improvements

     Total GLA Sold:               744,900 Square Feet

     Enclosed Mall Area:           315,300  Sold
     Anchors   Carson Pirie Scott  141,800  Sold
               JC Penney            99,600  Sold
               Sears                98,200  Sold
               Regal Cinema         90,000  Sold
               Kohl's               80,000
                                   -------
               Anchor Total        509,600

     Total GLA:                    824,900   Square Feet
                                   =======

Year Constructed:                  1991/1993/1995

Sale Price:                        $85,000,000 (100% interest)

Sale Terms:                        All cash

Price per Square Foot:             $114 Total sold (744,900 sq. ft.)
                                   $270 Enclosed mall (315,300 sq.  ft.)

Income Data
     Net Operating Income:         $8,125,000 ($10.91 per square foot) -
                                   enclosed mall
     Retail Sales:                 $202 per square foot (total mall)

Financial Indicators
     OAR:                          9.6%
     Sale-to-price Ratio:          0.56:1
     Internal Rate of Return:      12.0

Remarks: Buyer purchased 32 percent of the available equity for $27, 172,000. A deal pending with Regal Cinema which would provide about $1.4 million in annual rent is not reflected in the NOI. The mall shops were reported to be about 79 percent occupied at the time of sale.

                                  Westgate Mall
                                Fairview Park, OH

------------------------------------------------------------------------------------------------------------------------------------
CASH FLOW SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                            Year                                             Year
 Analysis Period:                                           1994                                             1995
------------------------------------------------------------------------------------------------------------------------------------
                                             Actual      Adjustments     Adjusted             Actual      Adjustments      Adjusted
                                        --------------------------------------------------------------------------------------------
Revenues:
  Total Minimum/Basis Rent
    Rental Income                         5,508,906       (237,800)     3,061,106           6,089,733      (213,500)      5,876,233
    Miscellaneous                                                               0                                                 0
                                        --------------------------------------------------------------------------------------------
  Total Minimum/Base Rent                 5,508,906       (237,800)     3,061,106           6,089,733      (213,500)      5,876,233
  Percentage Rent
    Rental Income                           208,524                       208,524             222,054                       222,054
    Miscellaneous                                                               0                                                 0
                                        --------------------------------------------------------------------------------------------
  Percentage Rent                           208,524              0        208,524             222,054                       222,054

  Recoveries
    Real Estate Taxes                       428,775                       428,778             539,194                       539,194
    Insurance                                25,663                        25,663              28,399                        28,399
    CAM/Mgmt Reimbursements               1,427,519                     1,427,519           1,476,079                     1,476,079
    Other Expense Recoveries                  2,820                         2,820               3,077                         3,077
                                        --------------------------------------------------------------------------------------------
  Total Recoveries                        1,881,780              0      1,881,780           2,047,649             0       2,047,649

  Other Recurring Income
    Interest                                                                    0                                                 0
    Promotion                                                                   0                                                 0
    [Illegible]                                                                 0                                                 0
    Lease Cancellation                      303,679                       303,679              16,536                        16,536
    Security Deposits                                                           0                                                 0
    Push-cart                                                                   0                                                 0
    Other                                    23,608                        23,608              29,665                        29,665
                                        --------------------------------------------------------------------------------------------
  Other Recurring Income                    327,287              0        327,287              46,201             0          46,201

                                        --------------------------------------------------------------------------------------------
Total Gross Income                        8,016,497       (237,800)     7,778,697           8,405,637      (213,500)      8,192,137

  Vacancy                                                                       0                                                 0
  Credit Loss                                                                   0                                                 0
                                        --------------------------------------------------------------------------------------------
Effective Gross Income                    8,016,497       (237,800)     7,778,697           8,405,637      (213,500)      8,192,137
------------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                             Year                                      Underwritable          Notes
 Analysis Period:                                            1996                                        Cash Flow
-----------------------------------------------------------------------------------------------------------------------------------
                                            Actual        Adjustments        Adjusted         Adjustments           Adjusted
                                        ------------------------------------------------------------------------------------
Revenues:
  Total Minimum/Basis Rent
    Rental Income                         6,180,926        (238,700)        5,942,225            (34,944)          5,907,282   (1)
    Miscellaneous                                                                   0                                      0
                                        ------------------------------------------------------------------------------------
  Total Minimum/Base Rent                 6,180,926        (238,700)        5,942,225            (34,944)          5,907,282
  Percentage Rent
    Rental Income                           221,566                           221,566                                221,566
    Miscellaneous                                                                   0                                      0
                                        ------------------------------------------------------------------------------------
  Percentage Rent                           221,566                           221,566                                221,566

  Recoveries
    Real Estate Taxes                       569,008                           569,008                                569,008
    Insurance                                29,781                            29,781                                 29,781
    CAM/Mgmt Reimbursements               1,595,263                         1,595,263                              1,595,263
    Other Expense Recoveries                  3,251                             3,251                                  3,251
                                        ------------------------------------------------------------------------------------
  Total Recoveries                        2,197,303               0         2,197,303                  0           2,197,303

  Other Recurring Income
    Interest                                                                                                               0
    Promotion                                                                                                              0
    [Illegible]                                                                                                            0
    Lease Cancellation                       26,165                                                                   26,165
    Security Deposits                                                                                                      0
    Push-cart                                                                                                              0
    Other                                    27,951                                                                   27,951
                                        ------------------------------------------------------------------------------------
  Other Recurring Income                     54,116                                                    0              54,116   (2)

                                        ------------------------------------------------------------------------------------
Total Gross Income                        8,653,911        (238,700)        8,415,211            (34,944)          8,380,267

  Vacancy                                                                           0                  0                   0   (3)
  Credit Loss                                                                       0                  0                   0
                                        ------------------------------------------------------------------------------------
Effective Gross Income                    8,653,911        (238,700)        8,415,211            (34,944)          8,380,267
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CASH FLOW SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                            Year                                             Year
 Analysis Period:                                           1994                                             1995
------------------------------------------------------------------------------------------------------------------------------------
                                             Actual      Adjustments     Adjusted             Actual      Adjustments      Adjusted
                                        --------------------------------------------------------------------------------------------
Expenses
  Recoverable Expenses
    CAM                                  (1,176,928)                   (1,176,928)         (1,259,549)                   (1,259,549)
    Real Estate Tax                        (438,915)                     (438,915)           (629,890)                     (629,890)
    Marketing                               (86,263)                      (86,263)            (95,490)                      (95,490)
    Other                                                                       0                                                 0
                                        --------------------------------------------------------------------------------------------
  Total Recoverable Expenses             (1,700,104)             0     (1,700,104)         (1,984,929)            0      (1,984,929)

  Non-recoverable Expenses
    Repairs & Maintenance                   (20,959)                      (20,959)            (28,863)                      (28,863)
    Cleaning & Decorating                                                       0                                                 0
    Insurance                               (15,466)                      (15,466)            (18,521)                      (18,521)
    Other Fixed                                                                 0                                                 0
    Electric/Gas                                                                0                                                 0
    Other Utilities                                                             0                                                 0
    Other Operating                        (142,845)                     (142,845)            (88,918)                      (88,918)
    Management Fees                        (380,072)                     (380,072)           (396,942)                     (396,942)
    Legal and Professional                  (51,985)                      (51,985)            (63,727)                      (63,727)
    Payroll                                 (10,474)                      (10,474)            (12,114)                      (12,114)
    Other Administration                    (10,185)                      (10,185)             (9,139)                       (9,139)
    Interest                             (4,043,507)     4,043,507              0          (3,988,887)    3,988,887               0
    Depreciation and Amortization        (1,808,699)     1,808,699              0          (1,783,209)    1,783,209               0
    Other                                   (99,235)        25,046        (74,189)            (53,361)       10,699         (42,662)
                                        --------------------------------------------------------------------------------------------
  Total Non-Recoverable Expenses         (6,583,427)     5,877,252       (706,175)         (6,443,681)    5,782,795        (660,886)

                                        --------------------------------------------------------------------------------------------
Total Expenses                           (8,283,531)     5,877,252     (2,406,279)         (8,428,610)    5,782,795      (2,645,815)

                                        --------------------------------------------------------------------------------------------
Net Operating Income                       (267,034)     5,639,452      5,372,418             (22,973)    5,569,295       5,546,322

Debt Service Coverage (NOI)                                                  1.22                                              1.25

  Capital Reserves                                                              0                                                 0
  Tenant Improvements                                                           0                                                 0
  Leasing Commissions                      (210,159)                     (210,159)           (160,153)                     (160,153)

                                        --------------------------------------------------------------------------------------------
Net Cash Flow                              (477,193)     5,639,452      5,162,259            (183,126)    5,569,295       5,386,169
------------------------------------------------------------------------------------------------------------------------------------

Debt Service Coverage (NCF)                                                  1.17                                              1.22



-----------------------------------------------------------------------------------------------------------------------------------
                                                             Year                                      Underwritable          Notes
 Analysis Period:                                            1996                                        Cash Flow
-----------------------------------------------------------------------------------------------------------------------------------
                                            Actual        Adjustments        Adjusted         Adjustments           Adjusted
                                        ------------------------------------------------------------------------------------
Expenses
  Recoverable Expenses
    CAM                                  (1,283,562)                       (1,283,562)                            (1,283,562)
    Real Estate Tax                        (720,000)                         (720,000)                              (720,000)
    Marketing                               (98,117)                          (98,117)                               (98,117)
    Other                                                                           0                                      0
                                        ------------------------------------------------------------------------------------
  Total Recoverable Expenses             (2,101,679)              0        (2,101,679)                 0          (2,101,679)

  Non-recoverable Expenses
    Repairs & Maintenance                   (39,420)                          (39,420)                               (39,420)
    Cleaning & Decorating                                                           0                                      0
    Insurance                               (18,927)                          (18,927)                               (18,927)
    Other Fixed                                                                     0                                      0
    Electric/Gas                                                                    0                                      0
    Other Utilities                                                                 0                                      0
    Other Operating                        (169,695)                         (159,595)                              (169,695)  (4)
    Management Fees                        (411,078)                         (411,078)           104,636            (306,442)  (5)
    Legal and Professional                  (97,895)                          (97,895)                               (97,895)
    Payroll                                 (12,303)                          (12,303)                               (12,303)
    Other Administration                     (9,445)                           (9,445)                                (9,445)
    Interest                             (3,957,140)      3,957,140                 0                                      0
    Depreciation and Amortization        (1,812,622)      1,812,622                 0                                      0
    Other                                   (70,848)         32,671           (38,177)                               (38,177)  (6)
                                        ------------------------------------------------------------------------------------
  Total Non-Recoverable Expenses         (6,599,373)      5,802,433          (796,940)           104,636            (692,304)

                                        ------------------------------------------------------------------------------------
Total Expenses                           (8,701,052)      5,802,433        (2,898,619)           104,636          (2,793,983)

                                        ------------------------------------------------------------------------------------
Net Operating Income                        (47,141)      5,563,733         5,516,592             69,692           5,586,284

Debt Service Coverage (NOI)                                                      1.25                                   1.26

  Capital Reserves                                                                  0            (58,579)            (58,579)  (7)
  Tenant Improvements                                                               0           (169,671)           (169,671)  (7)
  Leasing Commissions                      (169,266)                         (169,266)           132,338             (36,928)  (7)

                                        ------------------------------------------------------------------------------------
Net Cash Flow                              (216,407)      5,563,733         5,347,326            (26,221)          5,321,105
-----------------------------------------------------------------------------------------------------------------------------------

Debt Service Coverage (NCF)                                                      1.21                                   1.20

WESTGATE JOINT VENTURE
(AN OHIO PARTNERSHIP)

SCHEDULES OF NET RENTAL INCOME BEFORE DEBT SERVICE
YEARS ENDED DECEMBER 31, 1996 AND 1995

--------------------------------------------------------------------------------

                                                         1996             1995
RENTAL INCOME AND REIMBURSEMENTS:
  Fixed rents:
    Billed:
      Tenants                                         $5,105,617      $5,023,853
      Department Stores                                  836,609         852,380
    Straight line                                        238,700         213,500
  Overage rents:
    Tenants                                              154,151         147,943
    Department stores                                     67,415          74,111
  CAM recoveries:
    Tenants                                            1,114,620         982,447
    Department stores                                    480,643         494,532
  Real estate tax recoveries:
    Tenants                                              549,333         519,814
    Department stores                                     19,675          19,380
  Utility recoveries                                       3,251           3,077
  Insurance recoveries                                    29,781          28,399
  Other income:
    Stroller                                               7,448           6,276
    Miscellaneous                                         20,503          23,389
    Termination fees                                      26,165          16,536
                                                      ----------      ----------
                                                       8,653,911       8,405,637

RENTAL EXPENSES:
  Real estate taxes                                      720,000         629,890
                                                      ----------      ----------
  Management fee                                         411,078         396,942
                                                      ----------      ----------
  General operating expenses:
    CAM expenses:
      Recoverable                                      1,283,562       1,259,549
      Nonrecoverable                                      76,057          69,373
    Insurance expense                                     17,016          16,573
    Other operating expenses                             560,172         433,641
                                                      ----------      ----------
                                                       l,936,807       1,779,136
                                                      ----------      ----------
                                                       3,067,885       2,805,963
                                                      ----------      ----------
NET RENTAL INCOME BEFORE DEBT SERVICE                 $5,586,026      $5,599,669
                                                      ==========      ==========

WESTGATE JOINT VENTURE
(AN OHIO PARTNERSHIP)

SCHEDULES OF CAM EXPENSES
YEARS ENDED DECEMBER 31.1996 AND 1995

--------------------------------------------------------------------------------

                                                    1996                 1995
RECOVERABLE - TENANTS
  Administrative                                $   96,926            $  108,564
  Energy management                                  1,799                 1,066
  Equipment expense                                 20,540                22,231
  Food court                                        65,923                72,290
  Housekeeping                                      37,361                42,905
  Janitorial                                       107,267                94,026
  Landscape exterior                                49,410                53,802
  Landscape interior                                19,686                18,747
  Maintenance                                      338,546               385,698
  Offsite parking                                     --                   3,795
  Security                                         151,289               147,418
  Snow removal                                      52,942                38,931
  Sweeping                                          12,623                13,292
  Utilities                                        329,245               256,784
                                                ----------            ----------
                                                $1,283,562            $1,259,549
                                                ==========            ==========

NONRECOVERABLE

  Asbestos                                      $    3,637            $    1,410
  Information booth                                 29,578                33,350
  Maintenance                                       37,880                26,711
  Temporary tenant                                     643                   571
  Utilities                                          4,319                 7,331
                                                ----------            ----------
                                                $   76,057            $   69,373
                                                ==========            ==========

WESTGATE JOINT VENTURE
(AN OHIO PARTNERSHIP)

SCHEDULES OF OTHER OPERATING EXPENSES
YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------
                                                        1996              1995

Administrative                                        $  9,445          $  9,139
Advertising and promotion                               98,117            95,490
Architectural and engineering                            9,373            10,611
Bad debt expense                                        95,053            22,219
Communications                                           6,173             4,601
Contract services                                        4,101             3,451
Financial and accounting fees                           21,630            25,909
Insurance                                                1,911             1,948
Lease commissions                                      169,266           160,153
Legal fees                                              76,265            37,818
Miscellaneous                                            1,324               814
Payroll                                                 12,303            12,114
Relocation costs                                        21,383            15,354
Repairs and maintenance                                  1,540             2,152
Tenant coordination services                            28,713            26,202
Travel and entertainment                                 3,575             5,666
                                                      --------          --------
                                                      $560,172          $433,641
                                                      ========          ========

WESTGATE JOINT VENTURE
(AN OHIO PARTNERSHIP)

SCHEDULES OF NET RENTAL INCOME BEFORE DEBT SERVICE
YEARS ENDED DECEMBER 31,1995 AND 1994
--------------------------------------------------------------------------------

                                                       1995              1994
RENTAL INCOME AND REIMBURSEMENTS:
  Fixed rents:
    Billed:
      Tenants                                       $5,023,853        $4,441,054
      Department stores                                852,380           920,052
    Straight line                                      213,500           237,800
  Overage rents:
    Tenants                                            147,943           144,580
    Department stores                                   74,111            63,944
  CAM recoveries: -
    Tenants                                            982,447           950,800
    Department Stores                                  494,532           476,719
  Real estate tax recoveries:
    Tenants                                            339,984           390,925
    Department stores                                   19,380            34,853
  Utility recoveries                                     3,077             2,820
  Insurance recoveries                                  28,399            25,663
  Other income:
    Stroller                                             6,276             6,019
    Miscellaneous                                       23,389            17,589
    Termination fees                                    16,536           303,679
                                                    ----------        ----------
                                                     8,225,807         8,016,497

RENTAL EXPENSES:
  Real estate taxes                                    450,060           436,915
                                                    ----------        ----------
  Management fee                                       396,942           380,072
                                                    ----------        ----------
  General operating expenses:
    CAM expenses:
      Recoverable                                    1,259,549         1,176,926
      Nonrecoverable                                    69,373            94,250
    Insurance expense                                   16,573            15,466
    Other operating expenses                           433,641           512,809
                                                    ----------        ----------
                                                     1,779,136         1,799,451
                                                    ----------        ----------

                                                     2,626,138         2,616,438
                                                    ----------        ----------

NET RENTAL INCOME BEFORE DEBT SERVICE               $5,599,669        $5,400,059
                                                    ==========        ==========

WESTGATE JOINT VENTURE
(AN OHIO PARTNERSHIP)

SCHEDULES OF CAM EXPENSES
YEARS ENDED DECEMBER 31,1995 AND 1994
--------------------------------------------------------------------------------

                                                   1995                  1994
RECOVERABLE - TENANTS
  Administrative                                   108,564               102,090
  Energy management                                  1,066                   794
  Equipment expense                                 22,231                25,010
  Food court                                        72,290                73,829
  Housekeeping                                      42,905                39,996
  Janitorial                                        94,026                92,813
  Landscape exterior                                53,802                52,655
  Landscape interior                                18,747                18,899
  Maintenance                                      385,698               312,181
  Offsite parking                                    3,795                  --
  Security                                         147,418               138,918
  Snow removal                                      38,931                43,722
  Sweeping                                          13,292                12,628
  Utilities                                        256,784               263,391
                                                ----------            ----------
                                                $1,259,549            $1,176,926
                                                ----------            ----------

NONRECOVERABLE
  Asbestos                                           1,410                27,136
  Information booth                                 33,350                32,486
  Maintenance                                       26,711                20,061
  Temporary tenant                                     571                  --
  Utilities                                          7,331                14,567
                                                ----------            ----------
                                                $   69,373            $   94,250
                                                ==========            ==========

WESTGATE JOINT VENTURE
(AN OHIO PARTNERSHIP)

SCHEDULES OF OTHER OPERATING EXPENSES
YEARS ENDED DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------

                                                        1995              1994

Administrative                                        $  9,139          $ 10,185
Advertising and promotion                               95,490            86,263
Architectural and engineering                           10,611            18,032
Bad debt expense                                        22,219            90,002
Communications                                           4,601             5,030
Contract services                                        3,451             2,300
Financial and accounting fees                           25,909            13,009
Relocation costs                                        15,354              --
Insurance                                                1,948              --
Lease commissions                                      160,153           210,159
Legal fees                                              37,818            38,976
Miscellaneous                                              814             1,112
Payroll                                                 12,114            10,474
Repairs and maintenance                                  2,152               898
Tenant coordination services                            26,202            24,182
Travel and entertainment                                 5,666             2,187
                                                      --------          --------
                                                      $433,641          $512,809
                                                      ========          ========

                                      WESTGATE MALL - RECENT LEASING ACTIVITY (1/95 - PRESENT)


Units < 1,000 Sq. Ft.                     Suite       Size        Start          End         Term           Rent (Y1)     Rent (Avg)
---------------------                     -----       ----        -----          ---         ----           ---------     ----------
Hanover Shoes (R)                          A084       994        Feb-96        Jan-98         2.0            $15.95          $15.95
Modern Nails                               A080       932        Dec-96        Jan-00         3.0            $25.00          $25.00
Pretzels (New)                             D410       572        Jan-98        Dec-07        10.0            $61.19          $65.56
One Hour Photo                             D456       821        Oct-95        Jan-01         5.3            $52.38          $52.38
Zach's Coffee & Tea                        C352       692        Oct-96        Jan-07        10.3            $52.01          $52.01
                                           ----       ----                                   -----           -------         ------

Lease Analysis (Avg.)                       5        4,011                                    6.1            $41.31          $42.18

Units 1,000-2,500 Sq. Ft.                 Suite       Size        Start          End         Term           Rent (Y1)     Rent (Avg)
-------------------------                 -----       ----        -----          ---         ----           ---------     ----------

Bath & Body Works                          D420      2,611       Sep-95        Jan-06        10.4            $24.00          $24.00
Alladin's Castle (R)                       A068      1,861       Feb-97        Jan-99         2.0            $12.00          $12.00
Indians Team Shop                          D416      1,561       Aug-96        Jan-02         5.5            $32.01          $32.01
Malley's Chocolates                        A136      1,406       Sep-96        Jan-04         7.4            $35.57          $35.57
American Tuxedo (R)                        A156      1,047       Feb-96        Jan-01         5.0            $33.00          $33.00
Florsheim                                  A144      1,023       Feb-97        Jan-98         1.0            $26.94          $26.94
Perfumes de Paris                          D412      1,016       Sep-96        Jan-02         5.4            $25.00          $28.50
D.O.C. Optical                             D480      1,679       Feb-97        Jan-02         5.0            $17.86          $18.22
                                           ----      ------                                  ----            -------         ------

Lease Analysis (Avg.)                       8        12,204                                   5.2            $25.80          $26.28

Units > 2,501 Sq. Ft.                     Suite       Size        Start          End         Term           Rent (Y1)     Rent (Avg)
---------------------                     -----       ----        -----          ---         ----           ---------     ----------

Waldenbooks                                D448      7,018       Mar-95        Jan-06        10.9            $20.00          $20.00
Longhorn Steaks                            DP01      5,320       Feb-95        Jan-05        10.0            $12.78          $13.42
Lane Bryant (R)                            D436      5,241       Feb-96        Jan-99         3.0            $15.00          $15.00
Limited Too                                A120      3,810       Aug-95        Jan-06        10.5             $5.00          $16.33
Kay-Bee Toys (R)                           B228      3,810       Feb-95        Jan-05        10.0            $20.00          $20.00
Casual Corner (Prospect)                   B248      7,290       Jan-98        Dec-07        10.0            $16.00          $16.00
Payless Shoe Source (R)                    D464      3,239       Feb-96        Jan-01         5.0            $20.00          $20.00
Ohio Motorists (R)                         CW33      7,343       Feb-98        Jan-01         3.0             $9.36           $9.36
                                           ----      ------                                  ----             ------          -----

Lease Analysis (Avg.)                       8        43,071                                   7.8            $14.77          $16.26

Food Court                                Suite       Size        Start          End         Term           Rent (Y1)     Rent (Avg)
----------                                -----       ----        -----          ---         ----           ---------     ----------

Dairy Queen (New)                          FC10       446        Jan-98        Dec-07        10.0            $40.36          $42.60
Cinnabon (R)                               FC01       402        Feb-96        Jan-01         5.0            $68.48          $68.48
                                           ----       ----                                   ----            -------         ------

Lease Analysis (Avg.)                       2         848                                     7.5            $54.42          $55.54

Kiosks                                    Suite       Size        Start          End         Term           Rent (Y1)     Rent (Avg)
------                                    -----       ----        -----          ---         ----           ---------     ----------

GTE Mobilnet                               K506       289        Dec-96        Jan-98         2.0            $103.86        $103.86
Things Remembered                          K507       289        Feb-95        Jan-98         3.0            $133.00        $133.00
Piercing Pogoda (R)                        K505       148        Feb-96        Jan-98         2.0            $172.30        $172.30
Monograms West (R)                         K502       148        Feb-96        Jan-98         2.0             $89.19         $89.19
Coopers Watchworks                         K500       148        Feb-95        Jan-00         5.0            $179.05        $183.11
Sunglass Hut (R)                           K503       148        Feb-95        Jan-98         3.0            $227.03        $227.03
                                                      ----                                   ----            --------       -------

Lease Analysis (Avg.)                       6        1,170                                    2.8            $150.74        $151.42

                                    LANDAUER
                             REAL ESTATE COUNSELORS

--------------------------------------------------------------------------------

                           Professional Qualifications

                            JAMES C. KAFES, MAI, CRE

EXPERIENCE:       Landauer Associates, Inc. (since 1986)
                  Managing Director, Member of the Board of Directors, Member of the Management Committee, and General Manager of the New York
                  Valuation and Technical Services Division. Valuation and real estate counseling on major urban properties and portfolios, including financial and feasibility analyses, appraisal reviews and independent fiduciary services.

                  Miller & Kafes Associates, Inc. (1972-1986) Principal. Valuations, market studies, investment analyses and counseling services on major commercial developments nationwide and in the Caribbean.

                  James E. Gibbons Associates (1970-1972) Assistant Director. Real estate valuations and counseling services.

                  National Bank of North America (1969-1970) Chief Appraiser. Market valuations and analysis of investment opportunities.

                  General Services Administration (1962-1968) Economic analyses, highest and best use studies, market valuations.

PROFESSIONAL
ACTIVITIES:      MAI:  Appraisal Institute
                 CRE:  American Society of Real Estate Counselors

                        Has served on national committees of the Appraisal Institute and ASREC since 1971, including current service as a board member and past service as Editor-in-Chief and Chairman of the Editorial Board of The Appraisal Journal, published quarterly by the Appraisal Institute.
                Member: Board of Directors, Cedar Income Fund
                        Board of Directors, Realty Credit Corp.
                        Roundtable of Advisors, Murray H. Goodman Center
                          for Real Estate Studies, Lehigh University
                        The Real Estate Board of New York, Inc.

CERTIFICATION:    Currently certified in the Appraisal Institute's voluntary program of continuing education for its designated members.

EDUCATION:        BS, MBA, Lehigh University

                                    LANDAUER
                             REAL ESTATE COUNSELORS

--------------------------------------------------------------------------------

                           Professional Qualifications

                          JOHN I. WRZESINSKI, MAI, CRE


EXPERIENCE:       Landauer Associates, Inc., Chicago, Illinois (since 1982)
                  Senior Managing Director, Member of the Management Committee and General Manager of the Chicago Regional Office. Active in general real estate consulting since 1972 with an emphasis in the valuation and financial analysis of income properties.
                  Specialized experience in the preparation of feasibility, market and land use studies and litigation support.
                  Assignments involved the evaluation and valuation of all types of real properly throughout the United States for Insurance
                  Companies, Pension Funds, financial institutions, developers, and industrial corporations.

                  Lake Michigan Appraisal Co., Chicago, Illinois (1977-1982) Assistant Vice President and Secretary, (Subsidiary of Arthur Rubloff & Co.). Co-manager of the appraisal group; performing various market, feasibility studies and valuations of all types throughout the United States.

                  Marshall & Stevens, Chicago, Illinois (1976-1977) Senior Appraiser. Appraisal and counseling assignments involving real property of all types in the Midwest principally but also in the Northeast and West.

PROFESSIONAL
DESIGNATIONS:     MAI:        Appraisal Institute
                  CRE:        American Society of Real Estate Counselors
                  Member:   - Appraisal Journal Board-Appraisal Institute
                            - Chicago Real Estate Board
                            - Illinois Association of Realtors
                            - National Association of Realtors
                            - Illinois Association of Certified Real Estate
                              Appraisers
                            - International Council of Shopping Centers
                            - Lambda Alpha, Ely Chapter

CERTIFICATION:    Currently certified in the voluntary program of continuing education for designated members conducted by the Appraisal
                  Institute.

                  Currently State certified as a General Real Estate Appraiser Licensed Real Estate Broker

EDUCATION:        Bachelor of Science, School of Business Southern Illinois
                  University, Carbondale, Illinois (1969)

                  Numerous professional practice and real estate related courses offered by the Appraisal Institute. Also, various seminars, workshops and continuing education courses sponsored by the Appraisal Institute and the Chicago Real Estate Board.

                                    LANDAUER
                             REAL ESTATE COUNSELORS

--------------------------------------------------------------------------------

                           Professional Qualifications

                                  PAUL F. ENGEL

EXPERIENCE:       Landauer Associates, Inc., Chicago, Illinois (since 1984)
                  Managing Director, Valuation and Technical Services Division.
                  Management, preparation and review of real estate valuation services in all types of real property including portfolio valuation, partial interests and investment consulting in the Midwest region and nationally.

                  Talman Home Federal Savings & Loan, Chicago, Illinois (1982-1984) Assistant Vice President, Appraisal Specialist. Real estate appraisals, feasibility studies, market analyses and liquidation pricing for all types of properties, Chicago area and nationally.

                  Northwest Federal Savings and Loan, Chicago, Illinois (1968-1982) Assistant Vice President, Chief Appraiser and Manager of Appraisal Services. Real estate appraisals, loan committee participation, appraisal policy formation and administration of Appraisal Department.

ASSOCIATION
MEMBERSHIPS:      Candidate Member - Appraisal Institute

PROFESSIONAL
ACTIVITIES:       Past Secretary - Chicagoland Market Data Center
                  Past Committee Member - Appraisal Institute Market Data Center
                  (Chicagoland)

OTHER
ACTIVITIES:       Participated in various programs for the Appraisal Institute;
                  contributed to forming a monthly market data publication for Chicago-area appraisers.

CERTIFICATION:    Currently certified as State General Appraiser in:
                  Illinois (License No. 153-000410)
                  Indiana (License No. CG 69201411)

EDUCATION:        Northeastern Illinois University
                  Central YMCA College of Real Estate
                  Appraisal Institute Courses 101, 201, R-2 Exam. Narrative
                  Report Writing, Standards of Professional Practice.

                  Seminars: Tax Considerations in Real Estate, Investment Feasibility Analysis, Special Use Properties, Regression Analysis, and others.

                  Savings & Loan Institute; various courses related to real estate and Financial Industry.

                                    LANDAUER
                             REAL ESTATE COUNSELORS

--------------------------------------------------------------------------------

                           Professional Qualifications

                               DONALD T. BRODERICK


EXPERIENCE:       Landauer Associates, Inc., Chicago, Illinois (Since 1996)
                  Associate, Valuation and Technical Services Division Real estate consultation with emphasis on the valuation of commercial and industrial properties.

                  Joseph J. Blake and Associates, Inc., Chicago, Illinois (1996) Associate Appraiser, Midwest Regional Office Performed real estate and portfolio valuation services for office, retail, multi- family, and special purpose properties throughout the Midwest.

                  Goodman-Marks Associates, Inc., Mineola, New York (1995) Prepared narrative appraisals of special-purpose and income-producing properties to determine market value. These reports were used for mortgages, settlement of estates, real estate tax certiorari actions and condemnation cases.

                  Smith and Salerno Valuation, Inc., Mineola, New York (1991 -
                  1994) Prepared narrative and form appraisals estimating the market value of residential and commercial properties in the New York metropolitan and Long Island areas.

PROFESSIONAL
AFFILIATION:      Appraisal Institute
                  Candidate for Designation (MM)

CERTIFICATION:    General Real Estate Appraiser
                  State of Illinois, #153-001131

EDUCATION:        Bucknell University
                  Bachelor of Arts - Economics

                  Appraisal Institute
                  -    Introduction to Appraising Real Property
                  -    Applied Residential Property Valuation
                  -    Standards of Professional Practice, Parts A and B
                  -    Capitalization Theory and Techniques, Part A
                  -    Advanced Income Capitalization
                  -    Advanced Applications
                  -    Report Writing and Valuation Analysis

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                                    APPRAISAL

                                       OF

                                  YORKTOWN MALL
                                LOMBARD, ILLINOIS

                                    APPRAISAL

                                       OF

                                  YORKTOWN MALL
                                LOMBARD, ILLINOIS

                                      AS OF
                                SEPTEMBER 1, 1997

                                  PREPARED FOR

                      MORGAN STANLEY MORTGAGE CAPITAL, INC.
                            1585 BROADWAY, 37TH FLOOR
                               NEW YORK, NY 10036

                                   PREPARED BY

                            LANDAUER ASSOCIATES, INC.
                           225 WEST WASHINGTON STREET
                                   SUITE 1500
                             CHICAGO, ILLINOIS 60606

                   [Letterhead of Landauer Associates, Inc.]

September 9, 1997

Mr. James Flaum
Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway, 37th Floor
New York, NY 10036

Re:   Yorktown Mall
      Lombard, Illinois

Dear Mr. Flaum:

As directed, we have made an appraisal of the above-captioned property. Yorktown Shopping Center is a 1,305,907 square foot, two-level regional mall. The mall was originally constructed in 1968 and was expanded/renovated several times with the last renovation occurring in 1994 with the addition of the Von Maur anchor store. Completion and opening of an 18-screen General Cinema Multiplex with stadium seating is expected by approximately March 1, 1998. Anchors include JC Penney (239,110 square feet), Carson Pirie Scott & Company (214,534 square feet), Von Maur (206,342 square feet), and Montgomery Ward (165,382 square feet). Each anchor owns its land and building. Our appraisal includes only the mall stores of 392,658 square feet of gross leasable area and four outlot parcels consisting of a Cole Taylor Bank (4,800 square feet), Firestone (9,217 square feet), Pizza Hut (4,035 square feet), and General Cinema Multiplex (69,829 square feet). The total area appraised is 480,539 gross leasable square feet. The enclosed mall tenant space is 88.0 percent leased.

The purpose of this self-contained appraisal report is to estimate the Market Value of the Leased Fee Interest in the real property described herein, subject to the existing leases and encumbrances, and the general and specific assumptions and limiting conditions as discussed in the attached report.

The estimate of Market Value is made as of September 1, 1997. Our value is subject to completion of the General Cinema Multiplex in a good workmanlike manner with completion by March 1, 1998. Our value does not include any landlord contributions, if any, for the cost to complete the site improvements for the Cinema. Steven C. Ogasawara personally inspected the subject property on September 3, 1997. James C. Kafes and John I. Wrzesinski did not inspect the property.

Mr. James Flaum
Morgan Stanley Mortgage Capital, Inc.
September 9, 1997
Page Two

Based upon our analysis, we estimate the Market Value of the Leased Fee Interest in Yorktown Mall, subject to the existing leases and the assumptions and limiting conditions contained in this report, as of September 1, 1997, to be:

           ONE HUNDRED NINETEEN MILLION FIVE HUNDRED THOUSAND DOLLARS
                                  $119,500,000

A summary of our analyses, opinions, and conclusions is contained in the following report, of which this letter is a part of the document. Thank you for the opportunity to be of service.

Respectfully submitted,

LANDAUER ASSOCIATES, INC.


/s/ James C. Kafes (MJK)                     /s/ John I. Wrzesinski

James C. Kafes, MAI, CRE                     John I. Wrzesinski, MAI, CRE
Executive Managing Director                  Senior Managing Director
                                             Certified Illinois Appraiser
                                               License #153-000208
                                             Expiration Date: September 30, 1999

/s/ Steven C. Ogasawara

Steven C. Ogasawara, MAI, SRA
Managing Director
Certified Illinois Appraiser License #153-000162
Expiration Date: September 30, 1999

      LANDAUER
REAL ESTATE CONSELORS

                                TABLE OF CONTENTS

                                                                            Page

Assumptions and Limiting Conditions............................................1

Certification..................................................................7

Summary of Salient Facts and Conclusions.......................................8

Nature of the Appraisal.......................................................10
     Identification of the Property and Interest Appraised....................10
     Purpose, Function and Date of Appraisal..................................10
     Scope of the Appraisal...................................................11
     History of Property......................................................12
     Exposure Time and Marketing Period.......................................12

Area Analysis.................................................................15
     Introduction.............................................................15
     Population...............................................................15
     Households...............................................................16
     Income...................................................................16
     Employment...............................................................16
     Economic Base............................................................18
     Transportation...........................................................19
     Local Government.........................................................21
     Culture and Higher Education.............................................22
     Conclusion...............................................................22

Neighborhood Analysis.........................................................25

Retail Market Overview........................................................28
     Overview.................................................................28
     Trade Area Delineation...................................................28
     Trade Area Population....................................................29
     Income Estimates and Comparisons.........................................30
     Trade Area Expenditure Potential.........................................31
     Competitive Retail Analysis..............................................32

Property Description..........................................................36
     Site Analysis............................................................36
     Zoning...................................................................38
     Real Estate Taxes........................................................39
     Improvements.............................................................42

      LANDAUER
REAL ESTATE CONSELORS

                                TABLE OF CONTENTS

                                                                            Page

Highest and Best Use..........................................................46
     Highest and Best Use Assuming a Vacant Site..............................46
     Highest and Best Use, As Improved........................................47

Valuation Methodology.........................................................48

Cost Approach.................................................................49

Sales Comparison Approach.....................................................50
     Elements of Comparison...................................................50
     Applicability of Adjustments.............................................52
     Comparable Sales Data....................................................52
     Price Per Square Foot....................................................53

Income Approach...............................................................56
     Discounted Cash Flow ("DCF") Analysis Assumptions........................56
     Revenue..................................................................63
     Expenses.................................................................69
     Occupancy Costs..........................................................71
     Capital Items............................................................72
     Cash Flow................................................................75
     Discounted Cash Flow Analysis............................................76
     Valuation Analysis.......................................................77
     Rate Selection...........................................................78
     Valuation by Discounted Cash Flow Analysis...............................81
     Market Value Analysis as of September 1, 1997............................81

Correlation and Conclusion ...................................................83

                                     ADDENDA

                         Photographs of Subject Property
                                Legal Description
                                  Leasing Plan
                              Comparable Mall Sales
                             Lease Abstract Reports
                           Professional Qualifications

      LANDAUER
REAL ESTATE CONSELORS

ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal report has been made with the following general assumptions:

o Title to the property is assumed to be good and marketable unless otherwise stated. No responsibility is assumed for the legal description or any legal matter. The property is considered to be under responsible ownership, management, subject to responsible leasing efforts, and free of all liens and encumbrances except as specifically discussed herein.

o The definition of value, together with other definitions and assumptions on which our analyses are based are set forth in appropriate sections of this report and are to be part of these General Assumptions as if included here in their entirety.

o The information furnished to the appraisers by the client and others, as contained in this report, is considered to be from reliable sources and, where feasible, has been verified; however, no responsibility is assumed for the accuracy of the information. The appraisers reserve the right to modify the value conclusion should the accuracy of that information change subsequent to delivery of this report.

o     All engineering is assumed to be correct.

o It is assumed that there are no hidden or unapparent conditions in the property, soil, subsoil, or structures which would render the property more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering which would be required to discover them. All materials used in the structures on the appraised property are assumed to be free of asbestos, toxic materials, or any other potential health risks unless otherwise so stated and identified herein. No opinion is expressed on structural or mechanical conditions.

o Landauer has reviewed and relied upon the tenant lease profiles provided by Pehrson/Long.

      LANDAUER
REAL ESTATE CONSELORS
                                                                               2


o It is assumed that there is full compliance with all applicable federal, state and local environmental regulations and laws, that all applicable zoning and use regulations and restrictions have been complied with, unless a non-conformity has been stated, defined and considered in the appraisal report.

o It is assumed that all required licenses, certificates of occupancy, legislative or administrative consents from any local or national governmental or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

o It is assumed that the utilization of the land and/or improvements is within the boundaries or property lines of the property described herein and that there is no encroachment or trespass unless noted within the report.

The appraisal report has been made with, and is subject to, the following general limiting conditions:

o The appraisers herein, by reason of this appraisal report, are not required to give further consultation, testimony or to be in attendance in court or at any governmental or other hearing with reference to the property without prior arrangements having been made relative to such additional employment.

o The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

o Use and disclosure of the contents of this report is governed by the bylaws and regulations of the Appraisal Institute.

      LANDAUER
REAL ESTATE CONSELORS
                                                                               3


o The client may show the reports in their entirety to interested parties outside its organization. Furthermore, the client may reference Landauer as its appraiser of record and the limited reports in their entirety only in any registration statement, prospectus, proxy materials, other offering materials or other communication (whether oral or written) distributed to third parties, subject to Landauer's prior written consent to any such reference. It is the understanding of Landauer that among the uses of the reports will be the disclosure of their contents in offering materials for the sale of securities and in various filings pursuant to state and federal securities laws.

o This appraisal report is based upon and supported by available factual economic and market data and our interpretation of market conditions as of the date of the appraisal. Though we believe that our assumptions and forecasts are well supported, we cannot be held responsible for events which may alter market and property conditions between the date of inspection and the effective date of the opinion of value.

o The information furnished to the appraisers by the client and others, as contained in this report, is considered to be from reliable sources; however, no responsibility is assumed for its accuracy. The appraisers reserve the right to modify the value conclusion should the accuracy of that information change subsequent to delivery of this appraisal report.

o The Americans with Disabilities Act ("ADA") became effective January 26, 1992. Landauer has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

      LANDAUER
REAL ESTATE CONSELORS
                                                                               4


The appraisal report has been made with, and is subject to, the following specific limiting conditions.

o We have relied upon information supplied by the property manager and owner (Pehrson/Long) and Morgan Stanley Mortgage Capital, Inc. Additional details including landlord's tenant finish contribution for 1997 leases, and detailed income and expense statements were not provided.

o We have used individual tenant lease profiles, percentage rent report, 1994-1996 gross sales report, and verbal confirmation of occupancy and tenant retention as the basis for our estimate of potential gross income.

o We have relied upon 1994, 1995 and 1996 operating expense data provided by Pehrson/Long and Morgan Stanley Mortgage Capital, Inc.

o It is assumed that JC Penney, Carson Pirie Scott, and Montgomery Ward, whose lease operating covenants have reportedly expired, will continue to pay the exterior common area maintenance, enclosed mall maintenance, and mall improvement tax per the December 31, 1996 recovery calculation worksheets as provided by Pehrson/Long.

o Our value is subject to completion of the General Cinema Multiplex in a good workmanlike manner with completion by March 1, 1998. Our value does not include any landlord contributions, if any, for the cost to complete the site improvements for the Cinema.

o It is our understanding the Pacific Club building (outlot parcel) is owned by JC Penney. Pehrson/Long leases the property from JC Penney and subleases it to the Pacific Club. No information regarding the terms of the JC Penney position were provided. Because of the lack of information regarding a renewal or extension option, we have not included any revenue from the Pacific Club beyond the expiration of the base lease, as of December 31, 1999.

      LANDAUER
REAL ESTATE CONSELORS
                                                                               5


o Montgomery Ward filed for Chapter 11 bankruptcy protection on July 7, 1997. Our discussions with Pehrson/Long indicate they are not aware if Montgomery Ward will close down this store. Our analysis assumes Montgomery Ward will continue to occupy their space through the projection period and continue to pay the exterior common area maintenance, enclosed mall maintenance, and mall improvement tax per the December 31, 1996 recovery calculation worksheets, as provided by Pehrson/Long.

o The following tenants are on month-to-month lease terms and are projected to continue through the end of 1997 at the same terms and then go to a speculative renewal.

       1.    Murray's Irish Outfitters (Suite #107)
       2.    Record Town (Suite #115)
       3.    Love From Chicago (Suite #117)
       4.    Footlocker (Suite #131)
       5.    American Legal Outfitters (Suite #158)
       6.    Metro's T (Suite #210-A)
       7.    Health Rider (Suite #211)
       8.    World of Science (Suite #240)
       9.    Sportscard Heaven (Kiosk)
      10.    Superstars (Suite #105)
      11.    Craftwalk Outfitters (Suite #111)

o We have assumed that two lease proposals provided by Pehrson/Long for Natural Wonders (Suite #133) and Contempo Casual (Suite #169) will be consummated at the stated proposal terms and have been incorporated in our analysis.

o We have assumed the Yorktown Barber Shop (Suite #205-B), Yorktown Shoe Repair (Suite #201-B), and Cole Taylor's ATM will continue occupying their space through the protection period at the same terms with 2.0 percent annual base rent increases.

      LANDAUER
REAL ESTATE CONSELORS
                                                                               6


o We have assumed the Yorktown Merchant Association (Suite 260-A) will continue to occupy their space through the projection period at the same terms of its current lease.

o Because of lack of information regarding renewal or extension options to the Firestone, Pizza Hut, and Cole Taylor outlot parcels we have assumed upon lease expiration each tenant will renew its lease at a rate that is
      3.5 percent greater than the current rent being paid. A 3.5 percent annual increase in base rent is assumed thereafter.

o Information regarding the Yorktown Mall land area was provided from the Yorktown Assessor's Office.

o We have assumed the real estate taxes for the outlot parcels of Firestone, Pizza Hut, Cole Taylor Bank, and General Cinema Multiplex will be paid directly by these tenants. Therefore, the taxes associated with these outlot parcels are not included in the real estate tax projection for the mall.

o Information regarding the total on-site parking of 9,750 spaces was provided by Morgan Stanley Mortgage Capital, Inc., and is assumed to be correct.

o Special Limiting Conditions are also stated in various portions of the Self-Contained Appraisal Report and are to be carefully noted in accepting this report.

      LANDAUER
REAL ESTATE CONSELORS
                                                                               7


CERTIFICATION

The undersigned certify to the best of their knowledge and belief that:

The statements of fact contained in this appraisal report and upon which the analyses, opinions and conclusions expressed herein are based are true and correct. This report is made subject to the Assumptions and Limiting Conditions set forth on the following pages which set forth all of the limiting conditions (imposed by the terms of the assignment or by the appraisers) affecting the analyses, opinions and conclusions contained in this report.

Employment and compensation for making this appraisal are not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the attainment of a stipulated result, or the occurrence of a subsequent event. We have no direct or indirect current or prospective personal interest or bias in the subject matter of this appraisal report or to the parties involved. The appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

This report has been performed in accordance with the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation adopted by the Appraisal Institute, and the Code of Professional Ethics of the Appraisal Institute. The use of this report is subject to the requirements of the Appraisal Institute relating to review by their duly authorized representatives. As of the date of this report, James C. Kafes, John I. Wrzesinski, and Steven C. Ogasawara have completed the requirements of the continuing education program of the Appraisal Institute. No one other than the undersigned prepared the analyses, opinion and conclusions concerning real estate that are set forth in this report. Steven C. Ogasawara inspected the property on September 3, 1997.



/s/ James C. Kafes (MJK)                     /s/ John I. Wrzesinski

James C. Kafes, MAI, CRE                     John I. Wrzesinski, MAI, CRE
Executive Managing Director                  Senior Managing Director
                                             Certified Illinois Appraiser
                                               License #153-000208
                                             Expiration Date: September 30, 1999

/s/ Steven C. Ogasawara

Steven C. Ogasawara, MAI, SRA
Managing Director
Certified Illinois Appraiser License #153-000162
Expiration Date: September 30, 1999

      LANDAUER
REAL ESTATE CONSELORS
                                                                               8


SUMMARY OF SALIENT FACTS AND CONCLUSIONS

Property Identification:    Yorktown Mall
                            Lombard, Illinois

Location:                   Northeast corner of Highland Avenue and
                            Butterfield Road, Lombard, Illinois.

Improvements/Site:          Yorktown Shopping Center is a 1,305,907 square
                            foot, two-level regional mall. The mall was originally constructed in 1968 and was expanded/ renovated several times with the last renovation occurring in 1994 with the addition of the Von
                            Maur anchor store. Completion and opening of an 18-screen General Cinema Multiplex with stadium seating is expected by approximately March 1, 1998. Anchors include JC Penney (239,110 square feet), Carson Pirie Scott & Company (214,534 square feet), Von Maur (206,342 square feet), and Montgomery Ward (165,382 square feet). Each anchor owns its land and building. Our appraisal includes only the mall stores of 392,658 square feet of gross leasable area and four outlot parcels consisting of a Cole Taylor Bank (4,800 square feet), Firestone (9,217 square feet), Pizza Hut (4,035 square feet), and General Cinema
                            Multiplex (69,829 square feet). The total area appraised is 480,539 gross leasable square feet.

                            The Yorktown Shopping Center is situated on approximately 154.48 acres. Our appraisal includes only 38.90 acres of this total.

Zoning:                     B-3, Community Shopping District-Planned Development

Occupancy:                  88.0 percent leased (not including outlot tenants).

Highest and Best Use:       Present Use; Regional Mall

Interest Appraised:         Leased Fee Interest, subject to the existing and
                            pending tenant leases and assumptions and limiting conditions stated herein.

Date of Valuation:          September 1, 1997

Date of Inspection:         September 3, 1997

      LANDAUER
REAL ESTATE CONSELORS
                                                                               9


Market Value Indications

Cost Approach:              Not Applicable
Sales Comparison Approach:  $111,000,000 to $123,000,000
Income Approach:            $119,500,000

Final Value Conclusion:     $119,500,000
                            ============

      LANDAUER
REAL ESTATE CONSELORS
                                                                              10


NATURE OF THE APPRAISAL

IDENTIFICATION OF THE PROPERTY AND INTEREST APPRAISED

Yorktown Mall consists of 1,305,907 square feet of retail space situated on approximately 154.48 acres of land at the northeast corner of Highland Avenue and Butterfield Road in Lombard, Illinois. The attached anchors, Von Maur, JC Penney, Carson Pirie Scott & Co., and Montgomery Ward, as well as the Yorktown Convenience Center, Montgomery Ward Auto Center, Target store, vacant restaurant, and 12.4 acres of vacant land are not part of the ownership. Only the 392,658 square feet of gross leasable mall stores and the Cole Taylor, Firestone, Pizza Hut, and Cinema outlot parcels are part of this appraisal. The property is in good condition with no deferred maintenance noted. On-site asphalt surface parking is available with 9,750 spaces.

A copy of the legal description is included in the Addenda.

The property rights appraised in this report consist of the Leased Fee Estate. Leased Fee Estate, as defined by the Appraisal Institute Dictionary of Real Estate Appraisal, Third Edition, page 204, is:

      an ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

PURPOSE, FUNCTION AND DATE OF APPRAISAL

The purpose of the appraisal is to estimate the Market Value of the Leased Fee Estate as of September 1, 1997. The function of the appraisal is to assist Morgan Stanley Mortgage Capital, Inc. with loan underwriting.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              11


The Uniform Standards of Professional Appraisal Practice defines Market Value as:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      -  Buyer and seller are typically motivated.
      - Both parties are well informed or well advised, and acting in what they consider their own best interests.
      -  A reasonable time is allowed for exposure in the open market.
      - Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto.
      - The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

SCOPE OF THE APPRAISAL

The scope of this complete appraisal involved the systematic research and analysis necessary to reach a market value conclusion for the subject.

The initial step was to inspect the property, the general market area and the neighborhood. After investigating the area regarding economic, political, social and physical factors, research was conducted relevant to the valuation process, including gathering financial information, data concerning competitive shopping center properties and comparable improved sales, and other information pertinent to the valuation. This information was reviewed, confirmed and analyzed through the use of the Sales Comparison and Income Approaches to value. These approaches are detailed in the appropriate

      LANDAUER
REAL ESTATE CONSELORS
                                                                              12


sections of the report. The Cost Approach is not considered to provide a meaningful value indication and is excluded from the analysis as agreed upon by the client.

Lastly, a final value estimate was concluded based on the above analyses, which, in turn, were influenced by the most reliable and appropriate data. This narrative report is the result of our findings and analyses.

HISTORY OF PROPERTY

The subject property is owned by Yorktown Joint Venture, an Illinois general partnership, whose general partners are the estate of E.D. Pehrson and Arthur Schactman, the Rogers Family, Joel Wilder, and Sumner Schein. The subject property was constructed in 1968 by Yorktown Joint Venture. No transfer of ownership has occurred subsequently.

EXPOSURE TIME AND MARKETING PERIOD

The concept of exposure time is historical in nature and is presumed to have occurred prior to the effective date of the appraisal. Alternatively, marketing period occurs after the effective date of the appraisal and may or may not be directly related to the value presented. The actual sale price could increase, decrease, or remain static during the marketing period depending upon market conditions and the type of property being appraised.

CB Commercial's National Investor Survey - First Quarter 1997 reports marketing times for Class A regional malls ranging from 8 to 12 months. They report an overall average marketing time for regional mall properties of 9.9 months. Korpacz's Real Estate Investor Survey - Second Quarter 1997 states an average marketing time for regional malls at 10.44 months.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              13


Since most investors' perceptions and estimates of marketing period are based largely on exposure times that they have recently encountered in similar transactions, it stands to reason that there should be some correlation between marketing periods and exposure times. In fact, in the absence of perceived changes in the market or other extenuating circumstances, marketing period and exposure time should be identical. That is to say, if all other things are held constant, a property that (retrospectively) required an exposure time of one year could be expected to have a marketing period (prospectively) also of one year.

Differences in the two concepts could appear when there is a perceived change in the market. To use the same example presented above, if a property required an exposure time of one year but perceived market conditions are improving, an appropriate estimate of marketing period could reasonably be expected to be less than one year. Conversely, if market conditions were anticipated to worsen, marketing period might exceed exposure time.

Objectively quantifying such differences would be virtually impossible; however, understanding the relationship between the two concepts and how they are affected by perceived changes in the market allows one to better estimate (subjectively) a reasonable period for exposure time and marketing period. This is especially important during periods when actual market evidence is limited by a lack of transactions. It is then necessary to decide if exposure time began when the property was first offered for sale or when the price was dropped to (or near) the ultimate sale price. Further complicating the issue is the question of whether exposure time ends when a sale contract is signed or whether it ends at the closing date of a sale.

Based upon our investigations, we believe that a marketing period up to 12 months is reasonably appropriate. Furthermore, it is our opinion that the exposure time commensurate with our estimate of value for the subject would also be up to 12 months.

                               [GRAPHIC OMITTED]

                                    AREA MAP

      LANDAUER
REAL ESTATE CONSELORS
                                                                              15


AREA ANALYSIS

INTRODUCTION

Chicago is the nation's third most populous metropolitan area and the most influential economic region between the East and West Coasts. Chicago's locational advantages have fostered its development as an international center for banking, securities, insurance, air transportation, business services, wholesale and retail trade, and manufacturing. In addition, the area has long been known as a world-class center for higher education, health care, the arts, and popular culture.

Chicago has one of the most diversified economies of any region in the country, making it less vulnerable to fluctuations in the fortunes of individual industries than most other large urban regions. Because of Chicago's varied economic base and its large concentration of manufacturing and executive jobs, the population exhibits strong income characteristics.

On the negative side, Chicago's cost of living is among the highest in the nation, as measured by such indicators as housing costs, taxes, and utilities. The city of Chicago is increasingly challenged by intractable urban problems such as poverty, crime, the poor quality of its public schools, and population emigration to the suburbs. The degree to which the city and region are able to manage these problems will have a major influence upon Chicago's long-term attractiveness as a place in which to live and engage in commerce.

POPULATION

The 1990 Census recorded 7,410,858 persons residing in the Chicago PMSA (Primary Metropolitan Statistical Area) which is estimated to have increased to 7,784,107 persons in 1996. The population in the PMSA has been increasing at an annual compound rate of approximately 0.2 percent since 1980 and 0.8 percent since 1990. Urban Decision Systems (UDS) projections to 2001 forecast the population to increase to approximately 8,036,122, a total increase of 3.2 percent over 1996.

                               DU PAGE COUNTY, IL
                   REGIONAL ECONOMIC & DEMOGRAPHIC FACT SHEET
                                   (1990-2001)

                                                                                                   Compound Annual
                                                          1996               2001                   Percent Growth
                                        1990            (est.)            (proj.)        1980-1990     1990-1996    1996-2001
                                        ----            ------            -------        ---------     ---------    ---------
Population
Du Page County, IL                   781,666           866,981            931,222             1.7%          1.7%         1.4%
Chicago, IL, PMSA                  7,410,858         7,784,107          8,036,122             0.2%          0.8%         0.6%
State of Illinois                 11,430,602        11,905,681         12,212,104             0.1%          0.7%         0.5%
United States                    248,708,990       265,253,151        276,918,306             1.0%          1.1%         0.9%

Households
Du Page County, IL                   279,344           319,325            345,384             2.4%          2.3%         1.6%
Chicago, IL, PMSA                  2,671,540         2,877,904          2,984,459             0.5%          1.2%         0.7%
State of Illinois                  4,202,240         4,493,099          4,629,816             0.4%          1.1%         0.6%
United States                     91,947,195       100,066,882        104,497,652             1.4%          1.4%         0.9%

Avg. Household Income
Du Page County, IL                   $58,804           $68,025            $81,610             6.6%          2.5%         3.7%
Chicago, IL, PMSA                    $45,879           $53,087            $63,762             6.6%          2.5%         3.7%
State of Illinois                    $40,895           $46,894            $56,089             6.1%          2.3%         3.6%
United States                        $38,464           $44,680            $53,841             6.6%          2.5%         3.8%

Per Capita Income
Du Page County, IL                   $21,015           $25,112            $30,327             7.2%          3.0%         3.8%
Chicago, IL, PMSA                    $16,539           $19,753            $23,822             6.8%          3.0%         3.8%
State of Illinois                    $15,034           $17,850            $21,443             6.4%          2.9%         3.7%
United States                        $14,220           $17,043            $20,545             6.8%          3.1%         3.8%

Aggregate Income (000)
Du Page County, IL                   $16,427           $21,772            $28,241             9.1%          4.8%         5.3%
Chicago, IL, PMSA                   $122,568          $153,761           $191,437             7.1%          3.9%         4.5%
State of Illinois                   $171,850          $212,517           $261,860             6.5%          3.6%         4.3%
United States                     $3,536,695        $4,520,610         $5,689,345             7.9%          4.2%         4.7%

Non-Agricultural Employment
Du Page County, IL                   427,732           545,191            646,457             4.1%          4.1%         3.5%
Chicago, IL, PMSA                  3,674,740         3,899,404          4,203,159             1.5%          1.0%         1.5%
State of Illinois                  5,287,953         5,588,168          5,992,307             0.9%          0.9%         1.4%
United States                    109,685,073       118,346,895        129,163,244             2.0%          1.3%         1.8%

Retail Sales (000)
Du Page County, IL                                 $11,049,386        $14,277,621                                        5.3%
Chicago, IL, PMSA                                  $71,507,560        $87,561,547                                        4.1%
State of Illinois                                 $104,527,984       $127,002,807                                        4.0%
United States                                   $2,355,241,609     $2,871,024,805                                        4.0%

Source: Urban Decision Systems; Market Statistics; Data Resources, Inc. Retail Sales data is for 1995 and 2000

                               [BAR GRAPH OMITTED]

                           GROWTH RATES - 1996 TO 2001

      LANDAUER
REAL ESTATE CONSELORS
                                                                              16


HOUSEHOLDS

Since 1980, the growth in the number of households in the Chicago PMSA has increased at a rate slightly below that of the nation as a whole. Typical of most areas of the country, household growth has generally outpaced population growth due to the increased number of young people living alone, the increased number of single parent households, and an increased number of elderly persons choosing to maintain their own households. The above trends have resulted in slight declines in the average household size, which despite only moderate increases in population, has lead to greater increases in household formation and the number of housing units developed. The average household size for the Chicago area declined from 2.77 in 1990 to 2.70 in 1996 and is expected to stabilize through the year 2001.

Although experiencing similar trends in the relationship between population growth and household formation, the Chicago PMSA has experienced relative growth in households at a slightly slower growth rate than the country as a whole, and is projected to continue this pace through 2001.

INCOME

Average household income growth from 1990 to 1996, at 2.5 percent per year, was similar to the national income growth rate of 2.5 percent per year. Average household income is estimated to increase at a rate of 3.7 percent per year from 1996 to 2001, slightly lower than the projected national growth rate of 3.8 percent. The Chicago PMSA currently has average household income levels greater than the nation as a whole.

EMPLOYMENT

Chicago's PMSA employment base has continued to grow at an estimated 1.0 percent compound annual rate between 1990 and 1996. Employment is projected to continue to grow at approximately

                               DU PAGE COUNTY, IL
                         REGIONAL EMPLOYMENT FACT SHEET
                                   (1990-2001)

                                                                                  Compound Annual
                                                                                      % Growth
                                                         1996          2001    1980 to   1990 to   1996 to   Industry    Location
                                           1990        (est.)       (proj.)       1990      1996      2001  Weight (1)  Quotient (2)
                                           ----        ------       -------       ----      ----      ----  ----------  ------------
Du Page County, IL
Mining                                      233           162           149       7.0%     -5.9%     -1.7%        0.0%        6.1%
Construction                             26,841        27,329        29,263       7.1%      0.3%      1.4%        5.0%      112.7%
Manufacturing                            66,980        74,874        82,995       3.9%      1.9%      2.1%       13.7%       88.9%
Transportation & Utilities               28,801        33,378        37,746       8.3%      2.5%      2.5%        6.1%      118.4%
Trade                                   119,619       157,327       187,580       6.2%      4.7%      3.6%       28.9%      122.5%
Finance, Insurance & Real Estate         26,743        37,319        43,618       7.6%      5.7%      3.2%        6.8%      117.7%
Services                                122,350       169,138       211,423       8.2%      5.5%      4.6%       31.0%      109.1%
Government                               36,165        45,664        53,684      -7.7%      4.0%      3.3%        8.4%       50.4%
                                    -----------   -----------   -----------       ---       ---       ---       -----       -----
Total Non-Agricultural Employment       427,732       545,191       646,457       4.1%      4.1%      3.5%      100.0%      100.0%
----------------------------------------------------------------------------------------------------------------------------------
Chicago, IL, PMSA
Mining                                    2,868         1,861         1,709      -4.4%     -7.0%     -1.7%        0.0%        9.7%
Construction                            157,995       144,380       149,917       3.0%     -1.5%      0.8%        3.7%       83.2%
Manufacturing                           669,473       656,296       649,923      -2.2%     -0.3%     -0.2%       16.8%      108.9%
Transportation & Utilities              225,309       232,111       238,053       1.5%      0.5%      0.5%        6.0%      115.1%
Trade                                   892,147       913,412       998,727       1.9%      0.4%      1.8%       23.4%       99.4%
Finance, Insurance & Real Estate        295,284       310,906       328,738       2.6%      0.9%      1.1%        8.0%      137.1%
Services                                994,478     1,167,980     1,328,385       4.4%      2.7%      2.6%       30.0%      105.3%
Government                              437,186       472,457       507,708       0.8%      1.3%      1.4%       12.1%       72.9%
                                    -----------   -----------   -----------       ---       ---       ---       -----       -----
Total Non-Agricultural Employment     3,674,740     3,899,404     4,203,159       1.5%      1.0%      1.5%      100.0%      100.0%
----------------------------------------------------------------------------------------------------------------------------------
State of Illinois
Mining                                   19,597        14,084        13,244      -4.6%     -5.4%     -1.2%        0.3%       51.4%
Construction                            220,102       217,783       224,677       1.5%     -0.2%      0.6%        3.9%       87.6%
Manufacturing                           982,514       957,440       944,964      -2.0%     -0.4%     -0.3%       17.1%      110.9%
Transportation & Utilities              308,357       324,285       331,798       0.8%      0.8%      0.5%        5.8%      112.2%
Trade                                 1,263,765     1,312,456     1,428,797       1.1%      0.6%      1.7%       23.5%       99.7%
Finance, Insurance & Real Estate        378,997       396,663       418,353       1.9%      0.8%      1.1%        7.1%      122.1%
Services                              1,348,659     1,574,158     1,783,823       3.7%      2.6%      2.5%       28.2%       99.1%
Government                              765,947       791,310       846,633       0.2%      0.5%      1.4%       14.2%       85.2%
                                    -----------   -----------   -----------       ---       ---       ---       -----       -----
Total Non-Agricultural Employment     5,287,953     5,588,168     5,992,307       0.9%      0.9%      1.4%      100.0%      100.0%
----------------------------------------------------------------------------------------------------------------------------------
United States
Mining                                  706,935       580,297       555,131      -3.6%     -3.2%     -0.9%        0.5%      100.0%
Construction                          4,999,505     5,265,186     5,550,150       1.5%      0.9%      1.1%        4.4%      100.0%
Manufacturing                        19,114,481    18,291,693    18,206,940      -0.6%     -0.7%     -0.1%       15.5%      100.0%
Transportation & Utilities            5,788,409     6,121,598     6,348,340       1.2%      0.9%      0.7%        5.2%      100.0%
Trade                                25,866,231    27,888,031    31,009,236       2.4%      1.3%      2.1%       23.6%      100.0%
Finance, Insurance & Real Estate      6,692,006     6,881,294     7,374,991       2.6%      0.5%      1.4%        5.8%      100.0%
Services                             27,876,068    33,655,628    38,961,776       4.5%      3.2%      3.0%       28.4%      100.0%
Government                           18,641,411    19,663,109    21,156,568       1.2%      0.9%      1.5%       16.6%      100.0%
                                    -----------   -----------   -----------       ---       ---       ---       -----       -----
Total Non-Agricultural Employment   109,685,073   118,346,895   129,163,244       2.0%      1.3%      1.8%      100.0%      100.0%
----------------------------------------------------------------------------------------------------------------------------------

                              [LINE GRAPH OMITTED]

                              CHANGE IN EMPLOYMENT

Source: Data Resources, Inc.
1) Number of jobs in this industry as a percentage of the total jobs in all industries.
2) The industry weight for the area referenced here (either county, MSA or state) divided by the industry weight for the nation.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              17


1.5 percent compound annual rate from 1996 to 2001. The following table illustrates the changes which have occurred since 1990.

                           Non-Agricultural Employment
                             Chicago, Illinois PMSA
                                   (Thousands)

                                                             Change - 1990-2001
                                                             ------------------
                                      Estimate  Projection          Compound
                             1990       1996       2001     Total  Annual Change
                             ----       ----       ----     -----  -------------

Total Employment          3,674.7    3,899.4    4,203.1     528.4      1.2%

Manufacturing               669.5      656.3      649.9     (19.6)    (0.3%)
Construction & Mining       160.9      146.2      151.6      (9.3)    (0.5%)
Transportation/Utilities    225.3      232.1      238.1      12.8      0.5%
Wholesale/Retail Trade      892.1      913.4      998.7     106.6      1.0%
FIRE                        295.3      310.9      328.7      33.4      1.0%
Services                    994.5    1,168.0    1,328.4     333.9      2.7%
Government                  437.2      472.5      507.7      70.5      1.4%

----------
Source: Data Resources, Inc.

In 1990, approximately 18.2 percent of Chicago's PMSA employment base was concentrated in the manufacturing sector. Over the 6-year period that followed, total manufacturing employment decreased to only 16.8 percent of the employment base.

Several economic factors contributed to the decline of manufacturing employment within this PMSA during the 1980s, including the strength of the dollar combined with high interest rates which resulted in the purchase of foreign goods at the expense of domestic investment. The increase in automation also occurring since the early 1980s is yet another cause of declining manufacturing employment.

During 1990, the proportion of service oriented jobs accounted for approximately 994,500 jobs, or 27.1 percent of the total employment base. Employment within this category has continued to expand at an estimated 2.7 percent compound annual rate over the past 6 years, resulting in a 1996 estimate of 1,168,000 jobs, or 30.0 percent of the employment base.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              18


The proportion of the employment base categorized as finance, insurance, and real estate (FIRE) jobs represents an estimated 8.0 percent of the employment base in 1996, similar to 1990. The number of jobs within this category in 1996 is estimated to be 310,900 employees.

The construction sector represents an estimated 3.7 percent of the PMSA employment base in 1996, reflecting a decrease in the employment base since 1990. The number of those employed within this category for 1996 is estimated to be 146,200 jobs.

Government employment accounts for approximately 12.1 percent of the total PMSA employment base, up slightly from 11.9 percent 6 years earlier. This results in an estimate of 472,500 jobs.

Unemployment in the Chicago area has dropped sharply from a peak of 12.5 percent (unadjusted) reached in February 1983 to its current low. As of June 1997, the Chicago area PMSA unemployment rate was 4.3 percent, compared with 5.9, 4.6, and
5.2 percent for the City of Chicago, State of Illinois, and the United States, respectively.

ECONOMIC BASE

Chicago's importance as a worldwide financial center is underscored by the presence of three of the nation's four largest futures exchanges (the Chicago Board of Trade, the Chicago Mercantile Exchange, and the Mid-America Commodity Exchange), the world's largest listed options exchange (the Chicago Board Options Exchange) and the Chicago Stock Exchange (formerly the Midwest Stock Exchange). The Chicago Board of Trade, the Chicago Mercantile Exchange and the Mid-America Commodity Exchange account for the majority of the world's traded commodities.

Chicago is the national leader in stock options trading, currency futures and interest rate futures. The complex financial activity associated with this volume of trading and the Midwest's expanding role in world trade have created a solid base for growth in the financial community here.

      LANDAUER
REAL ESTATE CONSELORS
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Chicago is a top host city for conventions and trade shows. During 1996, an estimated 4.362 million people attended conventions, trade shows and corporate meetings, spending an estimated $4.780 billion. This number is expected to increase in 1997 when an estimated 4.560 million people are expected to attend conventions, trade shows and corporate meetings, spending an estimated $5.082 billion. A total of 30,533 hotel rooms are now available in the downtown area. A major $987 million expansion of McCormick Place has recently been completed in 1997 by The Metropolitan Pier and Exposition Authority. This expansion offers an additional 840,000 square feet of space and 109 meeting rooms totaling 170,000 square feet. It is expected that the enlarged facility will bring more conventions and trade shows to the city, ensuring Chicago's continued prominence as a convention center city and helping to improve hotel occupancy and room rates.

Metropolitan Chicago is the largest retail market in the country. Retail sales per household in the metro area are projected to grow at a compound annual growth rate of 3.2 percent between 1994 and 1999, according to Sales and Marketing Management. This growth rate is slightly higher than the projection of
3.0 percent for the nation.

TRANSPORTATION

One of the primary reasons for Chicago's historic and continuing success as a major metropolitan center is its outstanding transportation system. The road network is highly developed and is being continually upgraded and expanded. The city is served by numerous interstate highways. Interstates 55, 90 and 94 have interchanges very close to the Loop, and Interstates 57, 88, 290 and 294 are easily accessible from downtown. The DuPage County North-South tollway opened in 1990; part of the Elgin-O'Hare tollway is opened. The Kennedy Expressway recently (1994) completed a major three year reconstruction program while other reconstruction programs for remaining area expressways are in the planning stages.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              20


As a great rail center, Chicago not only has an excellent distribution network for its industrial commodities, but has an extensive commuter rail system and is the hub for Amtrak intercity train service. Chicago has developed perhaps the nation's finest integrated mass transit system. Central to this system are ten heavy-rail commuter lines that radiate from four downtown terminals. An extensive bus network in the city and adjoining suburbs is operated by the Chicago Transit Authority (CTA), and an outer suburban bus system is operated by PACE. The CTA rapid transit system operates nine elevated and subway lines and offers direct service to both O'Hare and Midway Airports. Some sources estimate that as many as 80.0 percent of downtown's half-million plus workers arrive each day by mass transit.

O'Hare International Airport processes over $6 billion in air freight shipments annually and has the highest volume of passenger traffic of any airport in the world. There were approximately 67,253,000 passenger arrivals and departures at O'Hare in 1995, representing a 1.2 percent increase over 1994. A new international terminal opened at O'Hare during 1993.

Midway Airport is located on the southwest side of the city approximately 15 miles from the downtown area. In recent years, Southwest Airlines has become the dominant carrier at the airport. The addition of new discount airlines to the market in the past few years, such as Kiwi, American Trans Air and others, have increased the traffic at Midway. There were approximately 9,922,000 passenger arrivals and departures at Midway in 1995, representing a 3.8 percent increase over 1994.

Plans for a third regional airport have been debated for years, but it is still unclear whether such an airport is needed. The third airport continues to be a political issue with many factions including the mayor of Chicago, the Governor of Illinois and various political bodies within the state all arguing over need, location, and control of a possible third airport.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              21


LOCAL GOVERNMENT

The Chicago metropolitan area is particularly notable for its large number of governmental bodies. The area is composed of over 200 municipalities plus numerous districts, authorities, and boards. County government is weak in Cook County but somewhat stronger in the collar counties. Metro-wide there is only the Regional Transportation Authority (RTA), a body designed mainly to distribute state funds to the various operating authorities (METRA commuter rail system, PACE suburban bus systems, and the Chicago Transit Authority) and the Metropolitan Water Reclamation District (formerly named the Metropolitan Sanitary District).

The multitude of local governments has made effective regional planning nearly impossible to achieve; in fact, the suburbs and the city are often at odds with each other, and then both at odds with "downstate" interests. Politically, the Republican outer suburbs find little common interest with Democratic Cook County. The strength and unity of the Cook County Democratic Party has long provided a power center in Springfield (the state capitol), but a weakening of this unity has given the suburbs a powerful voice.

In Illinois, property taxes are the most important revenue source available for local governments. State income tax rates are relatively low compared with other states. Property owners have been increasingly vocal in protest over the rising tax burden; yet the state legislature has only been able to pass a temporary increase in the income tax rate.

Property tax caps were recently instituted for commercial real estate in the collar counties. The authorizing legislation exempted Cook County from the caps. After the first year, the caps appear to have been successful in restraining tax growth in the collar counties. The unrestrained Cook County tax rates are widening the gap in tax rates, further increasing occupancy costs relative to the collar counties. In the short run, this trend is expected to favor the collar counties when firms make location decisions. In the longer term, however, the tax caps may present serious fiscal constraints to growth in the collar counties by restricting infrastructure investments.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              22


CULTURE AND HIGHER EDUCATION

The Chicago area is home to several of the nation's finest institutions of higher learning, including Northwestern University, the University of Chicago, the University of Illinois at Chicago, and the Illinois Institute of Technology. There are also over 50 other colleges and universities, and 40 professional and technical schools located throughout the Chicago metropolitan area. There are more than 600 industrial research laboratories that contribute to the economy and to the development of new and improved products. The area is also home to the Fermi National Accelerator and Argonne National Laboratory.

Chicago is well known for the high quality of its museums. The Art Institute, Field Museum, Adler Planetarium, and Shedd Aquarium are among the finest museums in the world. The Museum of Science and Industry is one of the state's largest tourist attractions. Chicago's beautiful parks and unique lakefront are essential ingredients in the special character of the city. The city's commercial architectural tradition has been at the forefront of international design for over a century. Chicago's symphony and opera, as well as its blues and jazz music traditions, are world-renowned. Chicago is home to two major league baseball teams, as well as professional football, hockey, basketball, and soccer teams.

CONCLUSION

The underlying strength of the Chicago economy is showing signs of resurgence after three difficult years bracketing the recession of the early 1990s. Moderate economic growth is expected over the next several years for the entire region, although a faster rate of growth in the collar counties will result in nearly as many jobs being added in the outer ring of counties as in the larger Cook County employment base. The anticipated regional expansion will be spearheaded by an improving industrial sector and supported by expanding business and professional services. Chicago is expected to maintain its position as a preeminent center of commerce, industry and trade.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              23


The collar counties are expected to grow in population while the city and Cook County continue their decline. The net effect for the region, however, will be continued population growth. All areas will gain in income, and the region will continue to rank favorably among other metro areas in income characteristics. The city of Chicago's continuing struggle to compete with the suburbs for jobs and economic growth may benefit from the limits to growth increasingly faced by the suburban ring.

                               [GRAPHIC OMITTED]

                                NEIGHBORHOOD MAP

      LANDAUER
REAL ESTATE CONSELORS
                                                                              25


NEIGHBORHOOD ANALYSIS

The subject property is located in the village of Lombard, DuPage County, Illinois, approximately 18 miles west of Chicago's Central Business District
(CBD). The Village of Lombard has an estimated 1997 population of 24,787 residents. This area is situated near the eastern edge of the East/West Office Corridor, the largest of the four Chicago suburban office submarkets, which derives much of its strength and tenant appeal from the strong network of nearby roadways and proximity to an abundant suburban work force. Reflective of the many locational and transportational amenities, the immediate area has become home to a number of Fortune 500 corporations, including McDonald's, Waste Management, Interlake, Ace Hardware, and CBI Industries.

DuPage County, characterized as an affluent white-collar county, has traditionally experienced lower unemployment than the surrounding counties in metropolitan Chicago. As of December 1996, DuPage County had a 3.1 percent unemployment rate compared with Cook County (5.5 percent) and the State of Illinois (4.9 percent).

The main draw to the subject's neighborhood is its excellent accessibility via Routes I-355, I-88, and the I-290 extension, all of which provide access to the other major expressways and interstates serving the Chicago metropolitan area.

IMMEDIATE ENVIRONS

The subject property is located along the north side of Butterfield Road, at the northeast corner of Highland Avenue and Butterfield Road.

The immediate environs include the following property uses.

West: A three-story Class B office building (2500 Highland Avenue) and the Club Croix Townhomes.

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REAL ESTATE CONSELORS
                                                                              26


North:     The Yorktown II apartment complex.

East:      Low-rise Class B office buildings.

South: Immediately south of Butterfield Road is the East/West Tollway, which serves as a buffer to the upper-middle-class and affluent residential properties to the south. In addition, the Unisys office building, Bally Fitness Center, several Class B office buildings, and the Embassy Suites, are situated directly south of the Yorktown Mall, along Butterfield Road.

ACCESSIBILITY

Primary access through the community is provided by several major east/west surface arterials, Cermak Road (22nd Street), which becomes Butterfield Road just west of Route 83, and Roosevelt Road (Route 38). These roads serve as east/west feeders to the local office buildings and shopping areas as well as nearby communities. North/south vehicular movement is via York Road, Robert Kingery Expressway (Route 83), Midwest Road, Meyers Road, and Highland Avenue, as well as by I-355 (North-South Tollway). These roadways also serve to connect the communities of Downers Grove, Hinsdale, Westmont, Elmhurst, Lombard, Oak Brook, and Oakbrook Terrace. Direct access to downtown Chicago is available via I-88, with an entrance just south of Butterfield Road on Highland Avenue; I-88 connects with the Eisenhower Expressway into Chicago.

CONCLUSION

The location of the subject property provides easy access to local and regional thoroughfares including Interstates 88, 294, and 355, as well as State Route 83. The strategic location of Yorktown Mall and the Oak Brook Regional Shopping Center, approximately 2.0 miles east of the subject property, has produced and nurtured a sizable skilled work force and helped create an

      LANDAUER
REAL ESTATE CONSELORS
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expansive commercial retail/office submarket. These positive aspects, coupled with the pleasant suburban atmosphere that has been created, should continue to have a significant impact on the growth of this area in the future. In terms of suburban office and commercial development, the local area is regarded to be among the most prestigious communities in the region.

      LANDAUER
REAL ESTATE CONSELORS
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RETAIL MARKET OVERVIEW

OVERVIEW

Yorktown Mall and Oak Brook Shopping Center are the two regional malls serving the immediate area. Also competing for customers are several shopping centers including the Oaks of Oakbrook, and The Shops at Oak Brook.

Department stores serving the area include Kohl's, Sears, JC Penny, Carson Pirie Scott, Montgomery Ward, Von Maur, Neiman Marcus, Saks Fifth Avenue, Nordstrom's, and Marshall Fields. JC Penney, Carson, Pirie Scott, Montgomery Ward, and Von Maur are represented at the subject. Big-box retailers such as Target, Venture, TJ Maxx, Ultra 3, Zainy Brainy, Bed, Bath & Beyond, Toys 'R Us/Kids 'R Us, and Service Merchandise are active in the area.

TRADE AREA DELINEATION

The ability of a retail store or group of stores to attract customers from within a specific market is limited by physical (geographic) are retail merchandising constraints. Consideration must be given to such factors as distance, driving times, the access convenience provided by existing and future highway systems, distribution of the resident population within the related region and the natural as well as man-made barriers which direct or channel the movement of residents within the area, (such as rivers, large bodies of water, marshlands, large public open spaces, political boundaries, and expressways or railroads). Other factors such as merchandising profile and strength exhibited by on-site retailers relative to competing shopping facilities may also have a profound impact on the trade area's definition.

Typically, the majority of a mall's recurring sales are generated by residents located within a "Primary Trade Area", while additional sales are generated by persons residing outside of this area, either in a "Secondary Trade Area" or outside of the region altogether. The subject property is a suburban mall,

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located in an area having a relatively good population density. For the analysis, we have designated the trade area to be within a 4-mile radius from the subject property.

TRADE AREA POPULATION

The table below shows the population of the subject's trade area, comparing the 1990 census data with 1996 estimates and 2001 projections. Urban Decision Systems, Inc. (UDS) estimates the 1996 trade area population was 157,488 persons, and this is a 4.2 percent increase from 1990 census levels. Based on the 2001 population projections, the total population is expected to increase an additional 15.4 percent.

                                  Yorktown Mall
                         Trade Area Population Estimates

                                          1990 Census    1996 Est.    2001 Proj.
                                          -----------    ---------    ----------

               Trade Area                   151,188       157,488      181,757
               DuPage County                781,666       866,981      931,222

----------
Source: Urban Decision Systems, Inc.

The preceding table shows population in the trade area increasing from 1996 to 2001 at a compound annual rate of 2.9 percent. This is above the 1.4 percent compound annual growth expected for DuPage County.

The following table displays the number of households included in the trade area as estimated by UDS. As with population, the total number of households in the trade area has increased 7.0 percent from 1990 census figures, a trend expected to continue at a slower rate (3.1 percent ) through the year 2001. Compared to DuPage County, the trade area households have increased and are projected to increase at a slower rate.

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                                  Yorktown Mall
                         Trade Area Household Estimates

                                          1990 Census    1996 Est.    2001 Proj.
                                          -----------    ---------    ----------

               Trade Area                    57,643        61,698        63,619
               DuPage County                279,344       319,325       345,384

----------
Source: Urban Decision Systems, Inc.

INCOME ESTIMATES AND COMPARISONS

The income characteristics of the population of the subject property's trade area has a direct bearing on the property's economic viability. The following table presents a comparison of the income characteristics of the subject property's trade area to DuPage County and the nation.

                                  Yorktown Mall
                       Average Household Income Comparison

                                       1990 Census     1996 Est.     2001 Proj.
                                      -------------   -----------   -----------

               Trade Area                  $59,748       $69,974        $84,912
               DuPage County               $58,804       $68,025        $81,610
               United States               $38,464       $44,680        $53,841

----------
Source: Urban Decision Systems, Inc.

The preceding table indicates that the average household income level for the trade area is slightly above DuPage County, however, and substantially higher than the nation. Since the 1990 census, the trade area has seen average household income increase at a compound annual rate of 2.7 percent, in comparison to 2.5 percent for DuPage County and a 2.5 percent for the nation. The average household income for the trade area is projected to grow faster over the next five years, with a compound annual growth rate of 3.9 percent projected through 2001. For DuPage County the growth rate through 2001 is 3.7 percent and is 3.8 percent for the nation.

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TRADE AREA EXPENDITURE POTENTIAL

The retail expenditure potential of the subject property's trade area is key to the mall's success. Landauer estimates the retail expenditure potential of a mall's trade area using a three step process: First, the total gross income of the trade area is calculated by multiplying the average 1990, 1996 and 2001 household income by the number of households; Second, the total gross income is multiplied by a disposable income factor (income remaining after taxes); and Third, disposable income is multiplied by a GAFO factor (the percentage of expenditures for general merchandise, apparel, furnishings and other retail purchases--the expenditure categories most directly related to a typical regional mall tenant mix) to estimate the amount of trade area income available for retail purchases. The disposable income factor in Illinois was estimated to be approximately 86.3 percent in 1990 and 86.0 percent for 1996 and 2001. GAFO expenditures (expenditures for general merchandise, apparel, furnishings and other retail purchases) are estimated to be 20.0 percent of disposable income. For purposes of comparison, the expenditure calculations for the subject trade area are illustrated below for the years 1990, 1996 and 2001.

                                  Yorktown Mall
                          Trade Area GAFO Expenditures

                                             1990          1996          2001
                                           --------      --------      ------

               Total Households              57,643        61,698        63,619
               Average Household Income     $59,748       $69,974       $84,912

               Total Income (000)        $3,444,054    $4,317,256    $5,402,017

               Disposability Factor           0.863         0.863         0.863
               Disposable Income (000)   $2,972,219    $3,725,792    $4,661,941

               GAFO Factor                     0.20          0.20          0.20
               GAFO Expenditures (000)     $594,444      $745,158      $932,388

----------
Source: Urban Decision Systems, Inc., Landauer Associates, Inc.

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GAFO expenditures are projected to increase by 4.6 percent per year between 1996 and 2001 which is faster than the 3.8 percent annual rate from 1990 to 1996. In our analysis, we are projecting fiscal year 1998 mall sales to be $87,659,000, exclusive of all anchors and outlots, which is expected to increase to $133,677,000 by fiscal year 2001, a 15.1 percent annual growth rate. A higher growth rate is reflected because of the lease-up of current and future vacant space at the mall. Our sales projections indicate that the Yorktown Mall is expected to capture 11.8 percent of potential trade area GAFO expenditures in fiscal year 1998, increasing to a 14.3 percent capture rate by 2001. Typical capture rates for regional malls range between 7.0 and 15.0 percent of GAFO and the subject's capture rate is within the range.

Growth rates for retail sales and market rents used later in this appraisal are developed based on projected growth in trade area retail expenditures. Utilizing the above analysis, historic and projected compound annual sales growth figures are extracted and analyzed. Between 1990 and 1996, estimated GAFO sales grew at a compound annual rate of 3.8 percent. Between 1996 and 2001, GAFO sales are expected to grow at a slightly faster rate of 4.6 percent. However, as there is continued competition from Oak Brook Center Mall and future commercial development in the area, we have tempered the growth rate and have applied a general inflation rate of 3.5 percent.

COMPETITIVE RETAIL ANALYSIS

Yorktown Mall is a strong performer within its market. The center's location, size, tenant mix, and recent renovation of the mall all act to enhance its competitive position. The merchandise mix of the center appears to cater well to the population within its market.

Retail development in the MSA has been driven by national and regional big-box retailers. Also, discount department stores (such as Target) are continuing to expand in the market area. In the last few years a number of category killers have built facilities in the Chicago metropolitan area to gain market share and distribution and advertising efficiencies. These stores include Target, Barnes & Noble, and others.

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According to CB Commercial, there is approximately 25,395,000 square feet of gross leasable retail space in the West and Far West suburbs of the Chicago metropolitan area. Approximately 151 community, neighborhood, strip centers, and free-standing centers are included in this total. The overall vacancy rate as of first quarter 1997 was 11.7 percent. Regional malls are not included in this retail survey. The overall vacancy rate for the Chicago metropolitan market was
10.2 percent.

Our discussions with Pehrson/Long (management and leasing agent for Yorktown
Mall) indicate four regional malls to be competition to the subject property. Primary competition comes from Oak Brook Center in Oak Brook, Stratford Square in Bloomingdale, and Fox Valley Center in Aurora. Secondary competition comes from Woodfield Mall based on its distance from Yorktown Mall. Following is a brief discussion of the four competing centers.

o Oak Brook Center is anchored by Lord & Taylor, Marshall Field's Sears, Nordstrom's, Saks Fifth Avenue, and Neiman Marcus and contains approximately 2,013,000 square feet of retail space including the anchors. The unenclosed mall area contains about 851,000 square feet and there are about 166 stores, of which five were vacant when the mall was inspected. The mall does not have a dedicated food court area. First opened in 1962, this center is owned and managed by Urban Retail Properties Company. The mall's appearance is considered good and sales are reported to be high because of the upscale tenant base. This mall is located approximately 2.0 miles east of Yorktown Mall.

o Stratford Square is located approximately 9 miles northwest of Yorktown Mall and is managed by Urban Retail Properties, Inc. This is a two-level mall anchored by Sears, Kohl's, Marshall Fields, JC Penney, Montgomery Ward, and Carson Pirie Scott. The mall opened in 1981 and is in good condition. The mall contains about 1,295,000 square feet with the anchors and 499,000 square feet without the anchors. On the day of inspection the mall had about 18 vacant units. Overall, occupancy was approximately 90.0 percent. Several new tenant spaces were under construction at the

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      time of inspection that include Leather Limited, Finish Line, and Day By Day Calendar.

o Fox Valley is located approximately 10 miles west of Yorktown Mall and is anchored by Sears, Carson, Pirie Scott, Marshall Fields, and JC Penney. The mall opened in 1975 and was recently renovated in 1997. The mall contains about 1,466,000 square feet, including anchors and 599,000 square feet, excluding the anchors. Of the 170 in-line stores at the mall, there were approximately 17 vacant units when the mall was inspected. Overall occupancy was reported to be 90.0 percent. New tenants anticipated to occupy space in this mall later this year include Kay Jewelers, Hot Topics, Oshkosh, Natural Nails and Tanning, and Harvest of the Greens.

o Woodfield Mall is located approximately 13 miles northwest of Yorktown Mall, and its distance from the subject makes it a secondary competitor for the subject. This mall first opened in 1971. In 1995 Nordstrom's and approximately 175,000 square feet of new in-line space opened in the mall. With anchors, the mall contains about 2,700,000 square feet with in-line tenant space of about 1,320,000 square feet. Occupancy was reported to be approximately 90.0 percent. Average rents for in-line tenant stores range from $40.00 to $46.00 per square foot. Tenant sales were reported to be $375.00 per square foot.

As mentioned previously, the subject property was originally developed in 1968. Renovations took place in 1985 and 1994. The 1994 renovation included the addition of the Von Maur department store in the space previously occupied by Wieboldt's, which had been vacant for several years. The result is a very attractive mall.

The anchor stores are all attractive and appear to be well stocked. The Von Maur department store is the only Chicago-area outlet for this Iowa-based, family-owned retailer. Their prototype store contains 206,342 square feet and they operate 12 stores in Iowa, Illinois, and Nebraska. The merchandise and

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operation are similar to Nordstrom's (i.e., service-oriented) but operates in the shadow of Oak Brook Center with its upscale tenant base.

The other anchor stores are typical for the area and are not duplicated in the trade area, but are found at some of the competing malls. Carson Pirie Scott & Co. contains 215,000 square feet, in comparison to its stores in Stratford Square (141,000 square feet) and Fox Valley Center (115,000 square feet). JC Penney contains 239,000 square feet, in comparison to its stores of 141,000 square feet at Stratford Square and 231,000 square feet at Fox Valley Center. The Woodfield store contains 331,000 square feet. Montgomery Ward contains 165,000 square feet at Yorktown, compared to 157,000 square feet at Stratford Square. On July 7, 1997, Montgomery Ward filed for Chapter 11 protection. Our discussions with Pehrson/Long indicate they are not aware if Montgomery Ward will close down this store. Our analysis assumes Montgomery Ward will continue to occupy their space through the projection period and continue to pay the exterior common area maintenance, enclosed mall maintenance, and mall improvement tax per the December 31, 1996 recovery calculation worksheets, as provided by Pehrson/Long.

The property is located in a mature suburban area of Chicago. The renovation has made this an attractive property but, with Oak Brook Center dominating the fashion end of the consumer business in the area, Yorktown is best described as a moderate traditional mall.

                               [GRAPHIC OMITTED]

                                   SITE PLAN

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PROPERTY DESCRIPTION

SITE ANALYSIS

The subject site is located at the northeast corner of Highland Avenue and Butterfield Road in Lombard, Illinois. The site is bounded by Butterfield Road on the south and Highland Avenue on the west. All the usual public utilities are available to the site. A site plan with the Yorktown Mall, anchors, outlots, convenience strip center, and Target are outlined. No soils tests were available for our review, and we assume that no adverse soil conditions exist. Presented in the following table is a breakdown of all parcels at Yorktown Mall, including the sites that are part of this appraisal.

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                              Shopping Center Site

                                      Size
        Tax Parcel Number            (Acres)         Comments
        -----------------            -------         --------

        Appraised Sites

        29-101-007                     9.44          Main Mall
        29-200-054                    17.32          Main Mall
        29-200-028                     7.71          Cinema
        29-200-030                     1.00          Cinema Access Road
        29-101-019                     0.90          Pizza Hut
        29-101-020                     1.61          Cole Taylor Bank
        29-200-017                     0.92          Firestone

        Total Appraised Sites         38.90
                                      =====

        Non-Appraised Sites

        29-101-028                     9.52          Convenience Shopping Center
        29-101-005                     9.27          JC Penney
        29-200-043                     8.13          JC Penney
        29-101-006                    17.22          Carson Pirie Scott & Co.
        29-301-006                    17.34          Montgomery Ward
        29-301-008                     4.03          Von Maur
        29-400-002                     9.48          Von Maur
        29-301-007                     1.74          Vacant Restaurant
        29-200-044                     0.38          Pacific Club
        29-200-047                    15.35          Target
        29-200-053                     0.64          Target Access Road
        29-200-048                     6.69          Vacant Land
        29-200-049                     2.73          Vacant Land
        29-200-050                     5.89          Vacant Land
        29-200-051                     3.52          Vacant Land
        29-200-052                     3.65          Vacant Land

        Total Non-Appraised Sites    115.58
                                     ======
        Total Appraised and
        Non-Appraised Sites          154.48
                                     ======

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The site is irregular in shape but generally at grade with its fronting streets, Highland Avenue and Butterfield Road. According to the Lombard Engineering Department, the subject property is identified on Flood Insurance Rate Map
(FIRM) 170212-0005B, dated October 17, 1978. The subject is included in Zone C, which is the area outside the 500-year flood plain.

ACCESS AND VISIBILITY

Visibility to the site is good from both Highland Avenue and Butterfield Road. Access is available directly from these roadways. Signal lights permitting full-turning movements are located at the subject on Highland Avenue (two stoplight intersections) and Butterfield Road at Fairfield Avenue. There is a full interchange at Butterfield Road and I-355, approximately 2.0 miles west of Yorktown Mall. In addition, there is an interchange at Highland Avenue and Interstate 88, directly southwest of the subject property.

ZONING

The subject property is located in the B-3, Community Shopping Zoning District of the village of Lombard. The Community Shopping District encompasses the area surrounding the subject property and is designed for the needs of a large consumer population and, thus, a wide range of uses and structure sizes is permitted for both daily and occasional shopping. This district is generally located adjacent to regional or major arterial roadways. The B-3 District allows a variety of large retail and department store development. The specific requirements of the B-3 Community Shopping District are as follows:

  Minimum Lot Area:            All uses located within this district shall have
                               a minimum lot area of 20,000 square feet.

  Minimum Lot Width:           All uses located within this district shall have
                               a minimum lot width of 100 feet.

  Maximum Building Height:     The height of any building in this district shall
                               not exceed two stories or 30 feet, whichever is less.

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  Minimum Open Space:          The minimum open space for each use shall not be
                               less than 10.0 percent of the lot area.

  Restriction of Business Use: All business establishments shall be retail or service establishments dealing directly with consumers. All goods produced on the premises shall be sold, at retail, on the premises where produced.

  Minimum Yard Setbacks:
      Front Yards              30 feet
      Corner Side Yards        30 feet
      Interior Side Yards      10 feet
      Rear Yards               30 feet

The off-street parking requirements for a regional shopping center, with an area greater than 200,000 square feet, is five spaces per one thousand square feet of gross floor area. Based on the size and configuration of the subject property (including the anchor stores), approximately 6,500 parking spaces are required by code; the subject property contains an estimated 9,750 parking spaces. Based upon the zoning requirements described above, the subject property appears to conform to the intent of the B-3 zoning regulation.

REAL ESTATE TAXES

Yorktown Mall is located in York Township and is assessed and taxed under the taxing authority imposed by DuPage County, Illinois. Real estate taxes for properties located within DuPage County are levied one-year in arrears, billed in two annual installments. There are four factors which interact to effect the annual real estate tax liability for properties located within DuPage County, including the assessed valuation of the property, the township factor, the state equalization factor, and the tax rate.

ASSESSED VALUES

Historically, real properties located within York Township, DuPage County, Illinois, have been reassessed at four-year intervals, with the last of these quadrennial reassessments occurring in 1995. However, the York Township Assessor has attempted to reassess commercial properties on an annual basis. Once a property reaches its stabilized occupancy level, the assessed value may change from

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year-to-year according to changes in the township factors, recent capital improvements, and/or appeals in assessed values.

The process by which the assessor determines the assessed value begins by first estimating the "fair market value" of the property. This is accomplished via the use of traditional real property valuation techniques. The Assessor's estimate of market value is then multiplied by the 33-1/3 percent assessment ratio yielding the assessed value of the property.

TOWNSHIP FACTORS

Township factors are determined by the assessor through the use of comparable sales ratios, calculated from the sales of all properties located within York Township in comparison with the other DuPage County townships. The township factor is then applied to the assessed value yielding an adjusted assessed value.

STATE EQUALIZATION FACTOR

After the adjusted assessed value is determined by the assessor, the state equalization factor is applied in an effort to stabilize assessment practices throughout the State of Illinois. This rate, as determined by the Illinois Department of Revenue, has been constant over the past few years for properties located within York Township.

TAX RATES

Each legal taxing body within the county is responsible for establishing their annual tax levy according to law. These taxing entities include High School District #87, Grade School District #44, College of DuPage #502, County of DuPage, County Health Department, the Forest Preserve District, DuPage Water Commission, DuPage Airport Authority, York Township, village of Lombard, and others.

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                        York Township Historical Tax Data

                                  State
                   Township    Equalization     Tax Rate       Tax Rate
      Year          Factor        Factor       (per $100)[1]  (Per $100)[2]

      1996          1.00000       1.0000         6.6077        6.6727
      1995          1.00000       1.0000         6.7790        6.7512
      1994          1.00000       1.0000         6.9470        6.8324
      1993          1.00000       1.0000         7.1581        7.0486
      1992          1.00000       1.0000         7.2543        7.1489


      [1]   Tax rate for tax parcels #06-29-101-007 and 019, #06-29-200-054,
            #06-29-200-008, #06-29-200-017, #06-29-101-020, and #06-29-200-028.

      [2]   Tax rate for tax parcel #06-29-200-030.

ANALYSIS AND APPLICATION

Over the past four years, the tax rates tended to change while the state equalization and township factor remained stable at approximately 1.0000. Overall, there has been a decrease in the tax rate since 1991. However, this apparent decrease was more than compensated for by the increases in assessed valuation of properties.

SUBJECT TAXES

The following table depicts the current taxes (1996 taxes payable 1997) for the subject property.

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                         Yorktown Mall - Subject Parcels
                                Real Estate Taxes

                           1996            1996 Taxes
Tax Parcel Number     Assessed Value      Payable 1997   Comments
-----------------     --------------      ------------   --------
06-29-101-007          $14,575,770          $963,123     Mall Parcel
06-29-200-054           $6,330,250          $418,284     Mall Parcel
06-29-200-030             $173,960           $11,608     Cinema Access Road
06-29-200-017             $231,680           $15,309     Firestone Parcel
06-29-101-020             $363,050           $23,989     Cole Taylor Bank Parcel
06-29-101-019             $181,530           $11,995     Pizza Hut Parcel
06-29-200-028           $1,387,710           $91,696     Cinema Parcel
                       -----------        ----------
Total                  $23,243,950        $1,536,004
                       ===========        ==========

In our analysis we have assumed Firestone, Cole Taylor Bank, Pizza Hut, and the Cinema are responsible for their real estate taxes. Therefore, only the mall parcels (06-29-101-007 and 06-29-200-054) and the Cinema access road (06-29-200-030) taxes are the responsibility of the mall tenants. For 1997 the real estate taxes are $1,393,015. The real estate taxes are projected to increase at an annual rate of 3.5 percent per year.

IMPROVEMENTS

Yorktown Mall is a two-story, masonry and steel, regional shopping center containing a total of 1,305,907 square feet including enclosed mall, four anchor stores, and four outlots. Our appraisal includes only the mall stores of 392,658 gross leasable area and four outlot parcels consisting of a Cole Taylor Bank (4,800 square feet), Firestone (9,217 square feet), Pizza Hut (4,035 square feet), and General Cinema Multiplex (69,829 square feet). The total area appraised is 480,539 gross leasable square feet. The center's square footage is distributed as follows:

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                                  Yorktown Mall
                                Area Delineations
                                  (square feet)

                       Enclosed Mall Stores        392,658

                       JC Penney                   239,110
                       Carson Pirie Scott & Co.    214,534
                       Von Maur                    206,342
                       Montgomery Ward             165,382
                                                 ---------
                         Anchor Total              825,368

                       Cole Taylor Bank              4,800
                       Firestone                     9,217
                       Pizza Hut                     4,035
                       General Cinema Multiplex     69,829
                                                 ---------
                         Total Outlots              87,881

                       Mall Total                1,305,907
                                                 =========

Yorktown Mall was constructed in 1968 and was expanded and renovated several times with the last renovation occurring in 1994. The 1994 renovation included the addition of Von Maur department store in the space previously occupied by Wieboldt's, which had been vacant for several years. Currently, an 18-screen General Cinema Multiplex with stadium seating is under construction on an outlot parcel at the southeast corner of the Yorktown Mall site. Completion is anticipated by March 1998. The enclosed mall area is presently about 88.0 percent occupied.

The following is a brief description of the physical components of the subject property.

Foundations:           Spread reinforced concrete footings.

Exterior Walls:        Concrete block and face brick.

Roof: The roof is asphalt cover with a gravel overlay, supported on an insulated corrugated roof deck.

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Ceilings:              Acoustical ceilings with skylights throughout the mall.

Floor:                 Poured Terrazzo floor covering on the mall corridor.

Lighting:              Incandescent, fluorescent, and sodium lighting along with
                       skylights in the mall corridor. Because of the large number of skylights, natural light is abundant in the mall.

HVAC System: Hot and chilled system with individual HVAC units located in the ceiling. Anchor tenants have separate HVAC systems.

Fire Protection:       The shopping center is fully sprinklered with a wet
                       system.

Layout: The mall contains a total of approximately 114 mall shop stores situated on two levels. In addition, there are four anchor stores, a 239,110 square foot JC Penney; a 214,534 square foot Carson Pirie Scott; a 165,382 square foot Montgomery Ward; and a 206,342 square foot Von Maur. The Von Maur department store opened in 1994, replacing the former Wieboldt's store. In addition, a 14-unit food court was constructed in 1994 on the second level of what was formerly a Madigan's department store. The lower level of the former Madigan's space was reconfigured into in-line mall stores.

Condition:             Based on our inspection, the property is considered to be
                       in good condition with no deferred maintenance noted. The center is of average-quality construction with an appealing two-level design. Circulation and parking are adequate and appropriate for a multi-tenant shopping center.

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                       The mall renovation in 1994 and 1995 included new common area flooring, new wall treatments, improved lighting, new skylights, new handrails and banisters, mall furniture, interior landscaping, new escalators, new security system, new exterior mall entrances, and new roof. A leasing plan for Yorktown Mall is presented in the Addenda of this report.

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HIGHEST AND BEST USE

Highest and Best Use is defined in The Appraisal of Real Estate, 10th Edition, as: The reasonably, probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and that results in the highest value.

Inherent in this definition is the separation of land and improvements. That is, the Highest and Best Use for the land, as if vacant and available, could be different from the Highest and Best Use of the improved property. All criteria must be met separately for both land and improvements.

HIGHEST AND BEST USE ASSUMING A VACANT SITE

Physically Possible: The first constraint imposed on the possible use of the property is dictated by the physical aspects of the site itself. The size and location within a given block are the most important determinants of potential use. In general, the larger the site the greater its potential to achieve economies of scale and flexibility in development.

The subject site encompasses an area of approximately 38.9 acres. The site is irregularly shaped and of sufficient length and width to permit most development. There are no unusual deficiencies of the site which would hinder development. All types of improvements suitably scaled to the site are physically possible.

Legally Permissible: Legal restrictions as they apply to the subject property are private restrictions and the public restrictions of zoning. There are no known private restrictions affecting title. Common restrictions (utility easements) exist, but do not affect the utilization of the site.

As discussed previously, the subject property's B-3 zoning permits a variety of large retail and department store uses.

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Financially Feasible: The demand for commercial facilities in suburban Chicago has continued to improve over the last several years. It is our opinion retail or service establishments would be financially feasible for the site.

Maximally Productive: In the final analysis, a determination must be made as to which feasible use is the Highest and Best Use. The immediate area is predominantly developed with a variety of real estate uses. The subject property occupies a good location, accessible to major roadways and commercial development. The demand for commercial properties is good in the local area and, therefore, the use is neither speculative nor conjectural. No other use could provide the subject land with a higher net income than that of a commercial property.

Highest and Best Use: As a result of our analysis of the market, supply and demand relationships within the subject market area and expected economic returns, the Highest and Best Use for the site is for future commercial development, not to begin until sufficient pre-leasing and securing of anchor tenants is completed.

HIGHEST AND BEST USE, AS IMPROVED

The approximate 38.9-acre parcel of land is presently improved with approximately 1,305,907 square feet of retail space, configured in a two-level enclosed mall and four outparcels. Under the present use, the subject improvements represent a conforming use which is neither speculative nor conjectural. The property also conforms to the physical and economic characteristics of the neighborhood environment. The improvements represent the most intensive use of the site. Since the improvements make a contribution to value, the continuation of the existing use is justified. There is no alternative economically feasible use that could justify removal of the existing improvements. The design and layout of the center are suitable for typical tenant needs. Having analyzed competing retail centers, as well as the property's location, design, and condition, it is our opinion that the Highest and Best Use of the subject property, as improved, is for continued use as a regional shopping center.

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VALUATION METHODOLOGY

All three approaches to value--the Cost Approach, Sales Comparison Approach, and Income Approach--were considered in the valuation of the Leased Fee Estate in the subject property.

The Cost Approach is based upon the theory of substitution, which implies that a prudent investor will not pay more to purchase a property than it would cost to create a comparable substitute property. The value of the underlying land as if vacant and available for development is first estimated. To this is added the estimated cost of reproducing or replacing the subject property, minus the estimated amount of any depreciation (physical and functional) and obsolescence (economic). The Cost Approach is not used in this appraisal as agreed to by the client.

The Sales Comparison Approach involves a direct comparison of the subject property with similar properties that have sold, in order to derive an estimate of market value. It is also based on the theory of substitution, and implies that a prudent investor would not pay more to buy the subject property than he would to buy an equally desirable substitute property. Because of wide differences in age, condition, tenancy, location, and (most importantly) anticipated net income, this analysis often provides only broad indications of general valuation parameters, such as price per square foot of gross building or rentable area, and overall capitalization rates.

The Income Approach is usually relied upon as the primary indicator of value when analyzing income-producing properties. Either through the direct capitalization of net income or the discounting of projected cash flows into a present worth indication, the analyst has reliable tools with which to formulate an estimate of market value. Essential to this approach is an awareness of market rents, operating costs, current investor yield requirements, and the relative risks associated with varying types of investment instruments.

Based on the methodologies of the three approaches to value, we have conducted our analysis of the subject property. Our assumptions and conclusions for each approach are presented in the following sections of the report.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              49


COST APPROACH

The Cost Approach to value has not been used in this report for two specific reasons: Lack of truly comparable construction cost data; and the inappropriateness of the valuation technique. Current land value and construction cost estimates may be higher or lower than those estimated since the mall was built; as a result, the lack of recent construction data prevents us from quantifying the changes in replacement costs. The lack of comparable regional mall development activity also precludes us from making a reliable estimate of developer's profit. What was once achievable in the market may not be achievable today, and without an active market, the estimation of an appropriate profit margin becomes even more subjective.

Income producing properties like the subject property do not lend themselves to reliable estimates of value by the Cost Approach. The purpose of this appraisal is to estimate the market value of the Leased Fee Interest in the subject property. Because of the potential impact of above or below market leases, specific anchor tenant operating agreements, ground leases, and other unique lease requirements oftentimes found in shopping centers, the Cost Approach cannot accurately measure the effect of such factors. In addition, the Cost Approach does not reflect the motivations inherent in purchasing income-producing properties. Shopping centers in many instances require intensive leasing, management and operational skills in order to maximize their performance. The above relationships are economic in nature, and in our opinion are best measured by proper application of the Income Approach to value. As a result of this, we have not undertaken an analysis of the property by the Cost Approach as previously agreed to by the client and Landauer.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              50


SALES COMPARISON APPROACH

The Sales Comparison Approach is based on the principle of substitution, which implies that a prudent investor will not pay more to buy a property than what it would cost to purchase an equally desirable substitute property. The Sales Comparison Approach is a valuation technique by which market value is estimated by direct comparison of the subject property with current offerings and/or actual sales transactions of like or similar properties that occurred recently. The process is one of analyzing the listing or sale and correlating the characteristics of the property involved and the known details of the transaction so that such data can then be adjusted relative to the subject property.

To apply the Sales Comparison Approach, an appraiser considers data on sales, contracts, offers, refusals, and listings of properties considered comparable to the subject property. First, the appraiser thoroughly researches the prices, real property rights conveyed, financing terms, motivations of buyers and sellers, and transaction dates of the sale properties. Then details on each property's location, physical and functional condition, and income producing characteristics must be examined. The degree of reliance placed on the Sales Comparison Approach is directly related to the following.

1)   The degree of comparability of each property with the subject property;
2) The date of the sale in relation to the date of the current appraisal, taking into account market changes during the interim;
3)   Reliability of the sales data; and
4) Appropriate adjustments for unusual conditions, if any, affecting price or terms of the sale.

ELEMENTS OF COMPARISON

These are the characteristics of properties and transactions that cause the prices paid for real estate to vary. The appraiser considers and compares all differences between the comparable properties and the subject property that could affect value. Adjustments for dissimilarities are made to the price of each comparable property to make the comparable equal to the subject on the date of the appraisal.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              51


There are several common elements of comparison that should always be considered in a sales comparison analysis. Each is described as follows:

Real Property Rights Conveyed: A transaction price is always predicated upon the real property interest conveyed. Many types of real estate, particularly income producing property, are sold subject to existing leases. The revenue generating potential of a property is often fixed or limited by the terms of existing leases. In the valuation process, adjustments must be made to any limitations which may inhibit the property's ability to generate a level of net operating income constrained only by market events.

Financing Terms: The transaction price of one property may differ from that of an identical property due to different financing arrangements. Estimates of market value are generally based upon an all cash basis or subject to financing terms typically available in the market. Calculations for atypical financing vary depending upon the type of financing arrangement and the market perceptions of the added value. These adjustments are commonly referred to as "cash equivalency" adjustments.

Conditions of Sale: These adjustments usually reflect the motivations of the buyer and the seller. When non-market conditions of sales are detected in a transaction, e.g. distressed sale, related parties or foreclosure, the sale can be used as a comparable only after extensive investigation. The motivations of the sale must be thoroughly researched before an adjustment is made.

Date of Sale: Market conditions generally change over time, but the date of an appraisal is a specific point in time. Therefore, past sales must be examined in light of the direction of change between the sale date of the comparable and the valuation date of the subject property. This adjustment reflects change in value and is often called a "time adjustment".

Location: An adjustment may be required when the locational characteristics of a comparable property are different from those of the subject property. Adjustments for location are usually expressed as percentages that reflect the increase or decrease in value attributable to the property's location or neighborhood.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              52


Physical Characteristics: If the physical characteristics of a comparable property and the subject property differ in any way, each of these dissimilarities may require comparison and adjustment to equal the attributes of the subject. Physical divergences may include magnitude of improvement, quality of construction, age/condition, functional utility, site size and amenities.

Income Characteristics: Factors that affect the income a property can generate include the quality of management and resulting efficiencies of operations, as well as market penetration, average rents and growth rates. For regional malls, the number and type of anchor tenants is a key consideration.

APPLICABILITY OF ADJUSTMENTS

In practice, when considering the purchase of a regional mall, buyers tend to relate one mall to another in income oriented terminology i.e., discount rates, capitalization rates. The rating process would include judgments of a center's location, market potential, development or expansion potential, and competitive advantage. This information would form the conclusions relating to capitalizing net income or discounting cash flows.

Very little credence is given to the usual comparison factors utilized in the Sales Comparison Approach such as price per square foot or gross income multiplier. The presence or absence of owned anchor stores, ground leases or other factors tend to result in a disparate price per square foot comparison, while gross income characteristics can vary widely depending on escalation practices, real estate tax levels, etc. The foregoing factors make it very difficult to adjust comparison factors from one mall to another.

COMPARABLE SALES DATA

Landauer's files contain information on over 120 sales of regional malls since 1985. Of these sales, the prices have ranged from $98 to $461 per square foot. The unit prices are not only influenced by the quality of the mall but also by the inclusion of anchor stores in the sale. For example, where anchors are included, a lower unit price is indicated. From these sales, we have selected twelve of the

                                       REGIONAL MALL SALES


                                                                                                              Owned
 Sale          Property          Year          Date           SF            Sale             Interest          GLA        Occ'
  No.          Location         Built        of Sale         Sold           Price           Purchased        $/SF of    At Sale
--------------------------------------------------------------------------------------------------------------------------------
   1    Towne East Mall          1971       Pending         426,000       $112,500,000        100.0%           $264      93.00%
        Mesquite, TX             1996

   2    Silver Lake Mall         1989        Jun-97         324,300     $38,000,000(2)         70.0%             $0      99.40%
        Coeur d'Alene, ID                                               $27,000,000(3)      Leased Fee

   3    Visalia Mall             1963        Jun-97         439,500        $38,000,000        100.0%            $86      95.30%
        Visalia, CA              1989                                                       Leased Fee
                                 1995

   4    South Towne Mall         1986        Mar-97         995,900        $98,000,000        100.0%            $98      83.00%
        Sandy, UT                1994                                                       Leased Fee

   5    Valley Fair Mall         1970        Dec-96         608,000        $37,300,000        100.0%            $61      85.00%
        West Valley City, UT     1986                                                       Leased Fee
                                 1987

   6    Old Orchard              1956        Dec-96         630,000       $266,000,000        100.0%           $421      88.00%
        Skokie, IL               1995                                                       Fee Simple

   7    St. Clair Square         1978        Nov-96         280,000        $86,400,000        100.0%           $309      94.00%
        Fairview, IL             1992                                                       Fee Simple


   8    Park Mall                1974        Oct-96         447,300        $50,000,000        100.0%           $112      85.00%
        Tucson, AZ                                                                          Leased Fee

   9    Valley View Center       1975        Oct-96         704,600        $85,500,000        100.0%           $121      85.00%
        Dallas, TX               1993                                                       Leased Fee
                                 1996

  10    Paseo Nuevo              1990        Jun-96         158,120        $37,000,000        100.0%           $236      88.00%
        Santa Barbara, CA                                                                   Leasehold

  11    Grand Teton Mall         1984        Apr-96         521,000        $34,375,000        100.0%            $66      85.00%
        Idaho Falls, ID          1990                                                       Leased Fee

  12    Charlestowne Mall        1991        Apr-96         744,901        $85,000,000        32.0%            $114      79.00%
        St. Charles, IL          1993                                                      Partnership
                                 1995                                                        Interest


                                  1st                                                      (1)
                                  Year        Final                                    Sale Price/
 Sale          Property           OAR          Year                    Mall Sales       Mall Sales
  No.          Location           COC          OAR           IRR         Per SF           Ratio
--------------------------------------------------------------------------------------------------
   1    Towne East Mall           8.80%       - - -         - - -         $300             0.88
        Mesquite, TX

   2    Silver Lake Mall          6.51%       - - -         - - -          N/A             N/A
        Coeur d'Alene, ID

   3    Visalia Mall             10.29%       - - -         - - -          N/A             N/A
        Visalia, CA


   4    South Towne Mall          8.60%       - - -         - - -         $249             0.91
        Sandy, UT                - - -                                    1996

   5    Valley Fair Mall         11.10%       - - -         - - -         $250             0.57
        West Valley City, UT


   6    Old Orchard               8.10%        7.90%         N/A          $310             1.36
        Skokie, IL

   7    St. Clair Square          8.65%        8.90%        11.00%        $330             0.94
        Fairview, IL             - - -                                    1996
                                                                        Projected

   8    Park Mall                10.00%       - - -         - - -         $225             0.64
        Tucson, AZ               - - -

   9    Valley View Center        9.36%        9.00%        - - -         $228             0.80
        Dallas, TX                1996


  10    Paseo Nuevo              10.30%       - - -         - - -         $340             0.69
        Santa Barbara, CA        - - -

  11    Grand Teton Mall         10.24%       - - -         - - -         $240             0.73
        Idaho Falls, ID          - - -

  12    Charlestowne Mall         9.56%       - - -          12.0%        $202             0.56
        St. Charles, IL          - - -

  (1)   Includes only enclosed mall area
  (2)   Represents 100.0 percent interest.
  (3)   Represents 70.0 percent interest.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              53


most recent sales for analysis, as shown in the tabulation on the facing page. Also, detailed narratives of each transaction are included in the Addenda.

During the late 1980s, there was an increasing spread between center sales productivity and purchase price per square foot, with ratios of 161 and 167 percent becoming increasingly common. This was significantly greater than the 100 percent ratios seen during the early 1980s. The high ratios in excess of 160 percent seen in the past reflected a recognition of the quality of the project and the potential on the part of the new investor to increase sales (either through remerchandising or expansion). In 1990 and 1991, buyers continued to examine the relationship between center sales productivity and purchase price, with the indicated ratios for centers of prime quality remaining virtually unchanged and ranging from 1.25 to 1.50, and in 1992, this ratio declined slightly and ranged from 1.00 to 1.24. In 1993 and 1994, the ratio was generally around 1.0 unless significant vacancy or development rights were a factor. In the future, we would anticipate this differential to continue to narrow, as the market remains soft for many centers located throughout the country.

PRICE PER SQUARE FOOT

Of the comprehensive inventory of regional mall sales, most of the more recent sales exclude anchor stores or include just one of the anchors; the subject does not include an anchor. Accordingly, sales productivity, tenancy, and other factors can be used to select recent comparable sales. Based on these factors, 12 sales were found to provide the best indication of value for the subject. All of the sales occurred in 1996 and 1997, with three sales taking place in Illinois. The sale prices range from $34,375,000 to $266,000,000, with the unit price ranging from $61 to $421 per square foot.

The subject property is a traditional mall and competes with Oak Brook Center in the local market area. Total fiscal year 1998 retail sales from the Income Approach are $87,651,000 or $256 per square foot, excluding the sales from the outlot parcels. In addition, in calculating the sales per square foot for the mall, we have excluded the area of Woolworth's because they have vacated their space. The subject property does not include any anchor tenants.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              54


In purchasing centers, investors analyze the relationship between purchase price and center sales productivity, as it is this productivity which contributes to a large portion of the value of the asset. Where expansion potential exists at a center or anchor store improvements are excluded from the purchase, the ratio of purchase price to a center's sales tends to be greater than where there is no such potential or anchor store improvements are included. Over the past few years, the ratio of purchase price to mall tenant sales productivity has ranged upward from 80.0 for centers where anchor stores were not included.

                              Sales Ratio Analysis

                                                                     Price
         Sale                         Price       Mall Sales       to Center
         No.       Property          Per SF         Per SF        Sales Ratio
         ---       --------          ------         ------        -----------
          1        Texas              $264           $300            0.88
          2        Idaho              $117           N/A              N/A
          3        California          $86           N/A              N/A
          4        Utah                $98           $249            0.91
          5        Utah                $61           $250            0.57
          6        Illinois           $421           $310            1.36
          7        Illinois           $309           $330            0.94
          8        Arizona            $112           $225            0.64
          9        Texas              $121           $228            0.80
         10        California         $236           $340            0.69
         11        Idaho               $66           $240            0.73
         12        Illinois           $114           $202            0.56

     Subject Sales   --               $256         (FY-1998)          --

On a price/sales ratio basis, Yorktown Mall is best compared to the unanchored centers. As shown below, total FY-1998 mall store sales (excluding outlot parcels and Woolworth's ) at the subject property are projected to be about $256 per square foot of mall GLA.

                              FY 1998 Retail Sales

      Total Mall Sales                         $87,651,000
      Divided by In-Line Tenant Area               342,808  square feet
      (excluding Woolworth's and outlot parcels)      $256  per square foot

                        ASSUMPTIONS AND RATES FROM SALES
                                 REGIONAL MALLS

                                                                      Price/
                       Sale                                  # of     Sale
Location               Date        OAR         IRR         Anchors    Ratio
================================================================================
Texas                Pending      8.80%        ---            0        0.88
Idaho                 Jun-97      6.51%        ---            3        ---
California            Jun-97     10.29%        ---            2        ---
Utah                  Mar-97      8.60%        ---            4        0.91
California            Dec-96     10.00%        ---            3        0.46
Utah                  Dec-96     11.10%        ---            3        0.56
Michigan              Dec-96     10.50%        ---            4        0.43
Illinois              Dec-96      7.90%        ---            0        ---
Illinois              Nov-96      8.65%      11.00%           0        0.94
California            Nov-96      9.10%      15.20%           2        0.47
Montana               Nov-96      9.90%      15.80%           2        0.47
Tennessee             Nov-96      9.90%        ---            0        0.33
Texas                 Oct-96      9.00%        ---            1        0.80
Arizona               Oct-96     10.00%        ---            1        0.64
California            Jun-96     10.30%        ---            0        0.69
Illinois              Apr-96      9.56%      12.00%           4        1.56
Idaho                 Apr-96     10.24%        ---            4        0.56
Connecticut           Mar-96      6.80%        ---            0        ---
California            Mar-96      7.60%        ---            1        1.18
Pennsylvania          Mar-96     13.00%      10.50%           0        0.50
Florida               Feb-96      7.70%        ---            0        0.80
New Jersey            Aug-95      8.70%        ---            0        1.09
California            Jun-95      8.90%      12.30%           0        0.95
Massachusetts         Apr-95      8.50%      10.70%           1        0.81
California            Jan-95     12.60%      13.50%           0        0.50
California            Jan-95      7.80%      10.50%           0        1.14
Virginia              Jan-95      7.80%        ---           ---       0.55
Texas                 Dec-94      6.70%      11.60%           0        1.03
Texas                 Dec-94      8.70%      11.50%           2        0.39
Florida               Dec-94      8.20%      11.50%           1        1.00
Florida               Dec-94      8.60%      12.00%           0        0.80
Arizona               Dec-94      7.80%        ---           ---       1.02
Missouri              Dec-94      8.00%      12.10%           0        ---
Louisiana             Dec-94     10.70%        ---            0        0.50
No. Carolina          Sep-94     10.60%      14.70%           0        0.50
Virginia              Jul-94      9.00%        ---            3        1.11
Louisiana             Jul-94      8.90%        ---            2        1.10
Florida               Jun-94      7.50%      11.00%          All       1.22
Alabama               Feb-94      7.40%      11.50%           0        1.10
California            Dec-93      7.00%        ---            0        1.12
Arizona               Dec-93      8.00%      11.00%           0        1.17
Florida               Dec-93      7.50%      11.50%           0        0.91
Ohio                  Dec-93      7.50%      11.30%           0        1.16
New Mexico            Dec-93      7.25%      11.00%           1        0.76
New Jersey            Jul-93      7.50%      12.40%           1        0.68
                                  9.00%
Oregon                Jul-93      8.00%      11.50%           0        0.88
No. Carolina          Jul-93      7.00%      12.10%           2        0.77
Florida               May-93      7.50%      12.00%           1        0.64
Texas                 May-93      8.50%      12.20%           1        0.85
Florida               Jan-93      7.50%      11.00%           0        1.00
Florida               Dec-92      7.25%      11.50%           0        1.50
                                 11.70%      11.70%
Illinois              Dec-92      8.00%      12.00%           1        0.96
Texas                 Sep-92      8.00%      12.00%           1        0.73
Connecticut           Aug-92      7.00%      11.50%           0        ---
Florida               Jul-92      7.10%      11.50%           1        0.81
Florida               Apr-92      7.00%      11.10%           0        1.24
Nebraska              Apr-92      7.50%      12.50%           1        0.79
Florida               Mar-92      7.90%      11.50%           1        0.79
Pennsylvania          Dec-91      6.80%      11.20%           1        0.55
Maine                 Dec-91      7.30%      11.80%           3        ---

      LANDAUER
REAL ESTATE CONSELORS
                                                                              55


The table on the facing page features regional mall sales and the rates and ratios associated with the transaction. In the columns entitled "sale price/mall sales ratio" a pattern of ratios is discerned. Sales with anchors included in the transaction typically have a ratio of 0.39 to 1.22. When no anchors are included the ratio increases and is presented in a wide range of 0.50 to 1.50. Most ratios are within the range of 0.50 to 1.00; however, two sales are less than 0.50 and 16 sales are greater than 1.00. It is our opinion that the ratio to be applied to the subject would be at the upper end of the range given the recent renovation of the mall and its position within the market.

The subject's in-line tenant retail sales for FY 1998 are projected to be $87,651,000, or $256 per square foot. Assuming a ratio range of 0.90 to 1.00 a value range for the subject, based on $256 per square foot, would be $111,000,000 to $123,000,000, as shown below.

      $256 per square foot x 0.90 x 480,539 square feet  =  $110,716,186
                                            (Rounded)       $111,000,000

      $256 per square foot x 1.00 x 480,539 square feet  =  $123,017,984
                                            (Rounded)       $123,000,000

INDICATED MARKET VALUE OF THE LEASED FEE
ESTATE BY THE SALES COMPARISON APPROACH............$111,000,000 to $123,000,000
                                                   ============    ============

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REAL ESTATE CONSELORS
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INCOME APPROACH

Income property exists for the production of income. It is only natural that the value of an income producing property should be a function of earning power. This is the essence of the Income Approach to Value and all related theory and techniques. This is not to say that the production of income is necessarily the sole reason for such a property's existence, nor is it meant to suggest that factors not related to earning power cannot influence value. There is no question, however, that the expectation of monetary gain is the major consideration in the valuation of income properties. Indeed, the anticipation of future benefits, either amenities or dollars, is the very basis of the value of any kind of property.

The theory of the Income Approach is based on the present worth of the net income, cash flow, and reversionary value in the property it will produce during the remainder of its productive life over a reasonable holding (ownership) period. The Income Approach, therefore, is a process of measuring or estimating the extent of future benefits which might reasonably be expected and translating these benefits into a present value at a particular point in time.

DISCOUNTED CASH FLOW ANALYSIS ("DCF") ASSUMPTIONS

We have utilized a computer-generated (Pro-Ject) discounted cash flow analysis program to estimate the future financial performance of the subject property. The assumptions employed to structure the pro forma cash flow and determine future income and expense estimates in addition to capital items are summarized below. The model also allows for the entry of basic assumptions concerning future lease revenues and expenses.

LEASING SUMMARY

The subject property has approximately 112 enclosed mall retail tenants, 2 kiosk tenants, 4 anchors and 4 outlot parcels. Currently, there is 47,063 square feet of vacant in-line mall space. We have assumed that two lease proposals provided by Pehrson/Long for Natural Wonders (Suite #133) and Contempo

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REAL ESTATE CONSELORS
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Casual (Suite #269) will be consummated at the stated proposal terms starting January 15, 1998 and April 1, 1998, respectively. In addition, we have assumed Suite 162, which is temporarily occupied by Christmas On The Mall until January 15, 1998, will become available for lease after the expiration date. Finally, Woolworth's, which leases Suite 106 (35,303 square feet) and Suite 206 (14,547 square feet) vacated both spaces in January 1994. Pehrson/Long reports Woolworth's will continue to pay rent until lease expiration on January 31, 1999. We have incorporated both Christmas On The Mall and the Woolworth's space in our lease-up projection. Following, we have summarized the following tenant assumptions specific to our cash flow projection.

o It is assumed that JC Penney, Carson Pirie Scott, and Montgomery Ward, whose lease operating covenants have reportedly expired, will continue to pay the exterior common area maintenance, enclosed mall maintenance, and mall improvement tax per the December 31, 1996 recovery calculation worksheets as provided by Pehrson/Long.

o Our value is subject to completion of the General Cinema Multiplex in a good workmanlike manner with completion by March 1, 1998. Our value does not include any landlord contributions, if any, for the cost to complete the site improvements for the Cinema.

o It is our understanding the Pacific Club building (outlot parcel) is owned by JC Penney. Pehrson/Long leases the property from JC Penney and subleases it to the Pacific Club. No information regarding the terms of the JC Penney position were provided. Because of the lack of information regarding a renewal or extension option, we have not included any revenue from the Pacific Club beyond the expiration of the base lease, as of December 31, 1999.

o Montgomery Ward filed for Chapter 11 bankruptcy protection on July 7, 1997. Our discussions with Pehrson/Long indicate they are not aware if Montgomery Ward will close down this store. Our analysis assumes Montgomery Ward will continue to occupy their space through the projection period and continue to pay the exterior common area maintenance, enclosed mall maintenance, and

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REAL ESTATE CONSELORS
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      mall improvement tax per the December 31, 1996 recovery calculation worksheets, as provided by Pehrson/Long.

o The following tenants are on month-to-month lease terms and are projected to continue through the end of 1997 at the same terms and then go to a speculative renewal.

       1.   Murray's Irish Outfitters (Suite #107)
       2.   Record Town (Suite #115)
       3.   Love From Chicago (Suite #117)
       4.   Footlocker (Suite #131)
       5.   American Legal Outfitters (Suite #158)
       6.   Metro's T (Suite #210-A)
       7.   Health Rider (Suite #211)
       8.   World of Science (Suite #240)
       9.   Sportscard Heaven (Kiosk)
      10.   Superstars (Suite #105)
      11.   Craftwalk Outfitters (Suite #111)

o We have assumed the Yorktown Barber Shop (Suite #205-B), Yorktown Shoe Repair (Suite #201-B), and Cole Taylor's ATM will continue occupying their space through the protection period at the same terms with 2.0 percent annual base rent increases.

o We have assumed the Yorktown Merchant Association (Suite 260-A) will continue to occupy their space through the projection period at the same terms of its current lease.

o Because of lack of information regarding renewal or extension options to the Firestone, Pizza Hut, and Cole Taylor outlot parcels we have assumed upon lease expiration each tenant will renew its

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REAL ESTATE CONSELORS
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      lease at a rate that is 3.5 percent greater than the current rent being paid. A 3.5 percent annual increase in base rent is assumed thereafter.

o We have assumed the real estate taxes for the outlot parcels of Firestone, Pizza Hut, Cole Taylor Bank, and General Cinema Multiplex will be paid directly by these tenants. Therefore, the taxes associated with these outlot parcels are not included in the real estate tax projection for the mall.

Presented below is a brief summary of the most pertinent details of the operation and covenant agreements, General Cinema Theatre's lease, and a general description of the enclosed mall leases.

It is our understanding that the Operation and Covenant Agreements for JC Penney, Carson Pirie Scott, and Montgomery Ward have reportedly expired. In our analysis, we have assumed all three anchor tenants will continue to pay exterior common area maintenance, enclosed mall maintenance, and mall improvement tax per the December 31, 1996, recovery calculation worksheets as provided by Pehrson/Long.

The Von Maur Operation and Covenant Agreement was made on May 14, 1993. According to this agreement, Von Maur shall pay Yorktown Joint Venture for interior mall maintenance, enclosed mall improvement tax, and common area maintenance, including maintenance of the parking area on the Von Maur property, in the following amounts:

        First 5-Year Period            -  $100,000 per annum
        Second 5-Year Period           -  $125,000 per annum
        Third 5-Year Period            -  $150,000 per annum
        Thereafter Every 5-Year Period -  CPI Adjustment

General Cinema Theatres of Illinois, Inc. has entered into a lease agreement with Yorktown Joint Venture dated April 3, 1997, to construct an 18-screen General Cinema Multiplex with stadium seating for approximately 4,200 people. The 69,829 square foot theatre is currently under construction at the southeast corner of the Yorktown Mall site. The commencement date has been projected to be March 1, 1998, with lease termination January 31, 2018. Base rent and extension option rents are as follows:

      LANDAUER
REAL ESTATE CONSELORS
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                            General Cinema Multiplex
                              Base Rental Schedule

                         Commencement         Base Rent
                             Date           (Per Sq.Ft.)

                            3/1/98             $10.74
                            1/1/03             $11.67
                            1/1/08             $12.68
                            1/1/13             $13.78
                            2/1/18             $15.16 (extension period)
                            1/1/23             $16.68 (extension period)
                            1/1/28             $18.35 (extension period)

In addition to base rent, General Cinema is responsible for common area contributions of $69,829 (year 1) adjusted each year by 105.0 percent. A 7.5 percent administrative fee is also charged.

General Cinema also agrees to pay up to $850,000 to be used by the landlord to complete the required site improvements. Our value does not include any landlord contributions, if any, for the cost to complete the site improvements for the Cinema.

ENCLOSED MALL TENANT LEASES

The mall tenant leases vary in length, but average about 10-years in duration. In most leases, enclosed mall expenses have a 15-percent administrative surcharge added for calculating recoveries. The majority of the mall tenant leases require that the tenant pay both interior and exterior common area maintenance expenses based on the occupied GLA of the enclosed mall. The exterior common area maintenance recovery is based on the inclusion of CAM insurance and deduction of anchor contribution before the 15 percent administrative surcharge. For interior common area maintenance the recovery is based on the inclusion of CAM insurance and CAM taxes before the 15 percent administrative surcharge. Anchor contributions are not included. For real estate tax and insurance recovery we have assumed recoveries based on GLA. For all new leases and speculative renewals, interior and exterior common area maintenance expenses will be recovered based on tenant's prorata

--------------------------------------------------------------------------------
             Yorktown Mall - Recent Leasing Analysis - 1/95 to 04/98
================================================================================

                                                                                                 Initial      Average       Tenant
                                                                                                 Minimum      Minimum      Buildout
Tenant - 0-999 Sq. Ft.              Suite       Size     Type    Start     End           Term      Rent         Rent      Allowance
----------------------              -----       ----     ----    -----     ---           ----      ----         ----      ---------
Oberweis Dairy                        157        494        1    Jul-97    Dec-03         6.5     $60.73       $60.73
Mrs. Fields                           121        600        1    Jan-97    Dec-04         8.0     $70.00       $75.00
Lids                                  223        506        1    Nov-96    Dec-06        10.1     $84.98       $84.98
Kenny G's Coffee                      254        946        1    Jul-95    Dec-02         7.5     $40.00       $41.87
                                               -----
Inline leases:                          4      2,546                                      8.0     $63.93       $65.65

                                                                                                 Initial      Average       Tenant
                                                                                                 Minimum      Minimum      Buildout
Tenant - 1,000-3,500 Sq. Ft.        Suite       Size     Type    Start     End           Term      Rent         Rent      Allowance
----------------------------        -----       ----     ----    -----     ---           ----      ----         ----      ---------
Aerosoles                             146      1,280        1    May-97    May-07        10.0     $22.50       $31.25
Mario Tricoci                         256      1,290        1    Aug-97    Aug-07        10.0     $21.45       $35.07
Natural Wonders                       133      2,835        1    Jan-98    Jan-07         8.8     $29.00       $29.00     $102,000
Garden Botanika                       229      1,271        1    Aug-96    Dec-06        10.4     $50.00       $54.21      $33,500
Wilson Leathers                       144      1,785        1    Jan-96    Dec-02         7.0     $38.00       $38.00
Nine West                             227      1,266        1    May-95    Apr-05        10.0     $32.00       $34.00      $75,000
Wicks "N" Sticks                      127      1,280        1    Jun-95    Mar-05         9.8     $52.20       $57.43
Easy Spirit                           231      1,375        1    Apr-95    Dec-04         9.8     $40.00       $42.05
Gymboree                              157      1,800        1    Jul-95    Jan-06        10.6     $25.00       $26.89      $63,198
Franklin Quest                        114      2,350        1    May-95    Dec-00         5.7     $30.00       $31.77
Eyestop                               173      3,000        1    Feb-97    Dec-01         4.9     $18.00       $18.00
Gadzooks                              134      3,279        1    Aug-97    Jan-08        10.5     $26.53       $27.92
Deck The Walls                        170      2,050        1    Oct-96    Dec-06        10.2     $28.00       $31.71
                                              ------
In-line leases:                        13     24,861                                      9.1     $31.74       $35.18     $273,698

                                                                                                 Initial      Average       Tenant
                                                                                                 Minimum      Minimum      Buildout
Tenant - 3,501-12,000 Sq. Ft.       Suite       Size     Type    Start     End           Term      Rent         Rent      Allowance
-----------------------------       -----       ----     ----    -----     ---           ----      ----         ----      ---------
Lane Bryant                           209      5,686        1    Nov-95    Jan-08        12.2     $20.00       $21.00     $170,580
Pacific Rim                           206      6,691        1    Jun-97    May-07        10.0     $17.94       $19.06
Bath & Body                           266      7,413        1    Nov-97    Dec-07        10.1     $21.00       $21.00
Contemp Casuals                       269      4,152        1    Apr-98    Mar-08        10.0     $27.00       $30.30
Disney Store                          159      6,432        1    Apr-96    Apr-06        10.0     $22.00       $22.85     $275,000
Gap Kids                              237      4,491        1    Nov-95    Jan-04         8.2     $19.50       $19.50     $224,550
                                              ------
In-line leases:                         6     34,865                                     10.1     $21.24       $22.29     $670,130

                                                                                                 Initial      Average       Tenant
                                                                                                 Minimum      Minimum      Buildout
Tenant - 12,001 Sq. Ft. or Greater  Suite       Size     Type    Start     End           Term      Rent         Rent      Allowance
---------------------------------   -----       ----     ----    -----     ---           ----      ----         ----      ---------
Sam Goody                             173     12,486        1    Dec-95    Jan-06        10.1     $13.05       $13.05      $41,360
                                              ------
In-line leases:                         1     12,486                                     10.1     $13.05       $13.05      $41,360

                                                                                                 Initial      Average       Tenant
                                                                                                 Minimum      Minimum      Buildout
Food Court Tenants                  Suite       Size     Type    Start     End           Term      Rent         Rent      Allowance
------------------                  -----       ----     ----    -----     ---           ----      ----         ----      ---------
Great American Cookie                  12        512        2    Oct-96    Dec-06        10.3     $78.13       $82.32
Frullati                                7        616        2    Dec-96    Dec-06        10.0    $109.58      $115.67
                                               -----
Food Court leases:                      2      1,128                                     10.1     $93.86       $99.00

Type
   1  =  In-Line
   2  =  Food Court

      LANDAUER
REAL ESTATE CONSELORS
                                                                              61


share of occupied GLA. In addition, a 15 percent administrative surcharge is added for calculating recoveries. We were not provided with information regarding tenant renewal options. For this reason, renewal options are not modeled for the enclosed mall tenants or outlot parcel tenants.

MARKET RENT

In estimating market rents for Yorktown Mall, recent leases were analyzed, actual spaces were examined and leasing plans were reviewed at the subject center. As summarized on the facing page, 26 recent leases have been examined. For the Jewelry tenants, we have included older leases because of the lack of new leases.

The average minimum rent by space category for these leases are summarized as follows:

                              Recent Lease Summary

                    Size of Space   No. of      Average
                    (Sq. Ft.)       Leases      Rent/SF
                    ---------       ------      -------
                    0-999             4         $65.65
                    1,000-3,500      13         $35.18
                    3,501-12,000 +    6         $22.29
                    12,000+           1         $13.05
                    Food Court        2         $99.00

Because of the lack of recent leases for jewelry tenants, we have taken into consideration the three jewelry store tenants in the mall. The average rental is $77.84 per square foot. The most recent jewelry store lease was $73.53 per square foot in September 1993.

There has been one recent lease in the mall for a kiosk tenant. The average rent is $200.00 per square foot for 3 years.

There are 12 food court tenants in the mall. Average rents range from $59.79 to $132.35 per square foot. The average rent for all food court tenants is $96.67 per square foot.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              62


For tenant space up to 999 square feet there have been two leases in 1997. The average rent ranges from $60.73 to $75.00 per square foot. For tenant space from 1,000 to 3,500 square feet the average rent ranges from $18.00 to $35.07 per square foot for the four leases in 1997. There is one current proposal to Natural Wonders for $29.00 per square foot. This lease is projected to commence January 1998. For tenants between 3,501 and 12,000 square feet there has been two leases signed in 1997. The average rent during the lease term ranges from $19.06 to $21.00 per square foot. There is one current proposal to Contempo Casuals for an average rent of $30.30 per square foot. For space greater than 12,001 square feet the most recent lease is to Sam Goody (December 1995) for an average base rent of $13.05 per square foot. The only other space in this size category is Evans at 15,719 square feet. This lease commenced in June 1994 for $15.00 per square foot.

Market rents for Yorktown Mall have been estimated on a tenant-by-tenant basis. These estimates are influenced by recent leasing trends, the quality of the location and the size of the space. Although rents vary by space, they generally fall within a range dictated by the size of the space. Market rental rates for 1997 are summarized as follows:

                          Estimated Average Market Rent

                         Size of Space          Market Rent
                           (Sq. Ft.)            Per Sq. Ft.
                           ---------            -----------
                           0-999                  $65.00
                           1,000-3,500            $35.00
                           3,501-12,000           $22.00
                           12,000+                $13.00
                           Food Court            $100.00
                           Kiosk                 $200.00
                           Jewelry                $80.00

Because the projected market rents are average rates over the lease term, no base rent adjustments have been projected during the lease term.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              63


The forecasted basic lease structure and assumptions have been derived from the market, as determined by the rent survey and activity at the subject. The assumptions used in the DCF Analysis are as follows:

Projection Period:          The projection period begins September 1, 1997, and
                            extends for a term of 10 years through August, 2007.
                            Fiscal year 1998 (the first full year) is used as the initial base year. The 11th year's (2008) net operating income is capitalized to establish the reversionary value and is added to the 10th year cash flow.

Gross Leasable Area:        392,658 square feet (in-line mall space)
                             87,881 square feet (4 outlot parcels)

Lease Term:                 Lease terms for enclosed mall retail leases and food
                            court tenants at the subject are projected for a 10-year term. Kiosk tenants are projected to have 3-year lease terms.

Growth Rates:               Market rental rates have annual escalations of 3.5
                            percent from Year-1. Expense categories are escalated annually at a rate of 3.5 percent through the projection period, except for management fees which are based upon a percentage of minimum rent and percentage rent.

REVENUE

Minimum Rent:               Rental rates for current tenants are dependent on
                            specific lease terms which have been modeled in our analysis. For currently vacant spaces and for lease rollovers, tenant spaces have been assigned the market rent for the appropriate category.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              64


                            Most of the leases at the center are structured on a net basis with the tenant responsible for their defined pro rata share of operating expenses and real estate taxes. A Pro-Ject lease abstract report is presented in the Addenda. According to interior and exterior common area worksheets provided by Pehrson/Long, there are several expense recovery schedules. The general expense recovery structure applied in the analysis is described below.

Exterior Common Area
Expenses:                   Enclosed mall tenants pay a pro-rata share of
                            exterior common area maintenance expenses based on a proportion of unit size to either the enclosed mall
                            GLA, the occupied area of the enclosed mall, or 95.0 or 90.0 percent of rentable area, excluding anchor tenants. The exterior CAM recovery includes such expenses as insurance, service contracts, utilities, supplies, repair and maintenance and payroll and related taxes. An administrative fee of 15.0 percent is applied to this total, and anchor tenant contributions are deducted.

Interior Common Area
Expenses:                   Items included within this category include
                            supplies, real estate taxes, utilities, payroll and related taxes, service contracts, insurance and repairs and maintenance. Most tenants pay a pro-rata share of these expenses based on the GLA at the mall, occupied area of the enclosed mall, or 95.0 or
                            90.0 percent of rentable area, excluding anchor tenants. This expense includes a 15.0 percent administrative charge. No anchor tenant contributions are deducted from the expense total.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              65


Sprinkler, Store HVAC and
Mall HVAC Recovery:         This recovery category includes the sprinkler (cost
                            of maintenance), store HVAC, and mall HVAC recovery from mall tenants. Specified in most tenant leases is a per square foot amount recovery for each item.
                            This recovery amount is increased each year by a CPI adjustment. In our cash flow projection we have established individual recovery line items for the three recovery charges. Presented in the following table are the 1997 projected recovery charges. We have assumed a 3.0 percent growth rate for these recovery charges because the base recovery amounts are adjusted only periodically.

                                         Sprinkler, Store HVAC and
                                            Mall HVAC Recovery
                                                   1997

                            Sprinkler              Store               Mall
                            Recovery           HVAC Recovery       HVAC Recovery
                            --------           -------------       -------------
                            $40,000              $210,000             $85,000

Real Estate Taxes: Real estate taxes are projected to be recovered based on the tenants prorated share of the GLA. The four outlots are separately assessed and are assumed to pay their real estate taxes, directly. In our analysis, we have not included the outlot taxes paid by the tenant.

Insurance:                  Insurance is also projected to be recovered based on
                            the tenants prorated share of the GLA.

Percentage Rent:            Also known as overage rent, percentage rent cited in
                            the existing leases vary from 3.5 to 12.0 percent of sales above a natural or predetermined breakpoint.
                            Future sales volume forecasts for each tenant are based upon the information from 1994, 1995, and 1996


                                                                   Commencement  Expiration                 Base
Use Code       Suite  Level         Tenant Name           Size         Date         Date         Term       Rent
--------       -----  -----         -----------           ----         ----         ----         ----       ----
Food Ct.        FC-6  Upper    McDonald's                1,050       12/20/93     11/30/00       7.00      $59.79
Food Ct.        FC-1  Upper    Dairy Queen                 393       10/01/93     10/31/03      10.08      $89.06
Food Ct.       FC-10  Upper    Great Steak & Potatoe       612       11/15/93     09/30/03       9.88     $132.35
Food Ct.        FC-4  Upper    Sbarro                      850       10/31/93     10/31/05      12.00     $102.35
Food Ct.       FC-11  Upper    Panda Express               750       11/23/93     12/31/03      10.08     $116.44
Food Ct.        FC-9  Upper    Chicago Hot Dog             612       02/15/94     02/14/04      10.00      $71.90
Food Ct.        FC-2  Upper    Sakkio Japan                519       12/30/93     12/31/03      10.00     $119.46
Food Ct.        FC-3  Upper    Soupmasters                 519       06/01/94     01/31/04       9.67     $104.05
Food Ct.       FC-12  Upper    Cinnabon                    593       12/15/93     12/31/01       8.04      $67.45
Food Ct.        FC-5  Upper    Aladdin's Castle          2,529       12/13/93       M-T-M       M-T-M      $25.00
Food Ct.       FC-1A  Upper    Auntie Anne's Pretzels      329       11/21/93     12/31/03      10.08     $109.42
Food Mall        234  Upper    Boudin Bakery             1,933       01/01/94     12/31/03      10.00      $30.00
Food Mall      157-C  Lower    Kerry's Grill             6,045       12/01/95
Food Mall        158  Lower    Breslers                    825       01/01/92     12/31/00       9.00      $44.00
Jewelry          221  Upper    Marks Bros. Jewelers      1,122       01/01/89     12/31/98      10.00     $100.00
Jewelry          152  Lower    Lundstrom Jewelers          816       09/01/93     12/31/03      10.33      $73.53
Jewelry          236  Upper    Rogers Jewelers           1,887       01/01/92     12/31/02      11.00      $60.00
Kiosk                 Lower    Sportscard Heaven           225       10/31/91       M-T-M       M-T-M        No
Mall             165  Lower    Bachrach's                5,058       09/12/86     01/31/00      13.38      $20.86
Mall             115  Lower    Record Town               2,898       12/01/92       M-T-M       M-T-M       None
Mall             160  Lower    Rave                      2,712       11/16/84     12/31/97      13.13      $20.00
Mall           201-A  Upper    Photo Finish                995       01/01/88     12/31/97      10.00      $42.00
Mall           157-G  Lower    Plaza News                  400       07/01/94     03/31/99       4.75      $46.50
Mall             233  Upper    Picture Us                1,926       05/01/92     12/31/00       8.67      $28.00
Mall             173  Lower    Sam Goody                12,486       12/16/95     01/31/06      10.13      $13.05
Mall             267  Upper    Petite Sophisticate       2,500       08/15/94     07/31/04      10.00      $26.71
Mall             232  Upper    Personal Creations        1,300       06/01/93     12/31/98       5.58      $42.00
Mall           170-A  Lower    Paul Harris               4,515       06/01/86     05/31/98      12.00      $23.12
Mall             104  Lower    Barretts Audio            4,060       07/01/89     01/31/99       9.58       $5.00
Mall             207  Upper    Champs Sport              6,170       05/01/94     04/30/04      10.00      $18.00
Mall             156  Lower    Sole Outdoors             1,819       10/01/94     01/31/05      10.33      $30.00
Mall           217-A  Upper    Select Comfort              609       12/31/93     01/31/01       7.08      $53.37
Mall           201-B  Upper    Shoe Repair                 663       01/01/93       M-T-M       M-T-M      $22.00
Mall           205-A  Upper    Tinder Box                1,320       05/15/88     12/31/97       9.63      $30.00
Mall             129  Lower    With Best Wishes          1,880       04/01/94     03/31/02          8      $32.00
Mall             127  Lower    Wicks 'N' Sticks          1,280       06/15/95     03/31/05       9.79      $52.20
Mall             261  Upper    Walden Book               3,032       01/01/91     12/31/00      10.00      $29.00
Mall           157-E  Lower    Victoria's Secret         6,700       06/25/86     01/31/06      19.58      $22.00
Mall             205  Upper    Treats 'N' More           2,639       03/10/88     12/31/98      10.83      $27.00
Mall             119  Lower    Topkapi                     680       11/22/91     12/31/98       7.08     $110.00
Mall           210-B  Upper    Things Remembered         1,134       11/01/88     12/31/98      10.17      $40.00
Mall             140  Lower    This End Up               2,250       11/15/93     12/31/04      11.13      $30.00
Mall             238  Upper    Naturalizer               1,865       02/05/93     12/31/01       8.92      $30.00
Mall             250  Upper    The Gap                   5,603       02/08/93     05/31/05      12.33      $27.00
Mall           157-G  Lower    Sunglass Hut                705       11/15/94     01/31/04       9.21      $61.99
Mall           157-H  Lower    Successories                710       10/01/92     12/31/02      10.25      $49.30
Mall             135  Lower    Structure                 5,180       11/15/94     01/31/07      12.21      $20.00
Mall             220  Upper    Stride Rite               1,260       09/01/93     12/31/00       7.33      $37.06
Mall             215  Upper    Anna's Hallmark           3,146       01/01/92     01/31/02      10.08      $33.00
Mall             227  Upper    Nine West                 1,266       05/12/95     04/30/05      10.00      $32.00
Mall           210-A  Upper    Metro's T's                 756       09/01/96     08/31/97       1.00      $23.81
Mall             121  Lower    Mrs. Field's                600       01/01/97     12/31/04       8.00      $70.00
Mall           217-B  Upper    Motherhood                  796       08/15/92     01/31/03      10.46      $33.00
Mall             235  Upper    Emporium Luggage          2,073       11/01/87     12/31/08      21.17      $33.00
Mall             142  Lower    Foot Action               1,765       02/14/88     01/31/99      31.00       $6.75
Mall             222  Upper    Florsheim Shoes           1,280       04/01/89     12/31/99      10.75      $38.00
Mall             225  Upper    Fannie May                  956       12/15/92     12/31/00       8.04      $65.00
Mall             120  Lower    Express, Inc.            10,110       09/19/91     01/31/07       15.3      $20.00
Mall             168  Lower    Expressly Portraits       1,401       09/10/93     08/31/03       10.0      $32.85
Mall             273  Upper    Evans                    15,719       06/01/94     05/31/06      11.00      $15.00
Mall             125  Lower    Electronics Boutiques     1,280       06/15/87     12/31/01      14.54      $58.59
Mall             114  Lower    Franklin Quest            2,350       05/01/95     12/31/00       5.67      $30.00
Mall             231  Upper    Easy Spirit               1,375       04/01/95     05/31/04       9.75      $40.00
Mall             138  Lower    Dolcis (Sam & Libby)      1,280       08/01/91     05/31/01       9.83      $40.00
Mall             224  Upper    Desmonds For Men            800       11/01/88     12/31/98      10.17      $37.40
Mall             163  Lower    County Seat               3,593       09/23/91     09/30/97      10.33      $28.00
Mall             148  Lower    Claire's Boutique         1,354       09/01/93     01/31/01       7.42      $65.00
Mall             113  Lower    B. Dalton                 3,000       09/01/82     01/31/98      15.42
Mall             131  Lower    Footlocker                1,667       04/01/82       M-T-M       M-T-M      $25.00
Mall             258  Upper    Casual Corner             4,500       08/15/94     01/31/06      11.46      $24.13
Mall             237  Upper    Gap Kids                  4,491       11/17/95     01/31/04       8.21      $19.50
Mall             229  Upper    Garden Botanika           1,271       08/07/96     12/31/06      10.42      $50.00
Mall           154-A  Lower    Merle Norman                525       09/22/94     12/31/99       5.25      $55.00
Mall             136  Lower    Bombay Co.                1,765       05/19/87     12/31/97      10.58      $35.00
Mall             216  Upper    Limited                  11,070       11/21/91     01/31/07      15.17      $20.00
Mall             265  Upper    Lechter's                 3,324       09/01/86     01/31/98      11.42      $20.00
Mall             209  Upper    Lane Bryant               5,686       11/15/95     01/31/08      12.21      $20.00
Mall             123  Lower    Lady Footlocker           1,280       04/06/93     03/31/03      10.00      $39.06
Mall             254  Upper    Kenny G's Coffee            946       07/01/95     12/31/02       7.50      $40.00
Mall           157-A  Lower    Gymboree                  1,800       07/03/95     01/31/06      10.58      $25.00
Mall             201  Upper    General Nutrition         1,300       01/01/93     12/31/02      10.00      $29.40
Mall             133  Lower    Lerners                   2,635       04/01/79       M-T-M       M-T-M      $24.67
Mall             218  Upper    J. Riggings               2,472       10/15/94     01/31/05      10.29      $25.50
                 116  Lower    Kaybee Toys               4,005       11/12/93     12/31/04      11.13      $18.11
                                                       -------
TOTAL                                                  209,595
                                                       -------



                                                                                          Compound
                %          1994             1995           1996            Break           Growth       Rent
Use Code       Rent        Sale            Sales          Sales            Point           1994-96      Steps
--------       ----        ----            -----          -----            -----           -------      -----
Food Ct.       6.00%                      $811,827       $815,887         $837,120           0.50%        No
Food Ct.      10.00%                      $283,466       $301,623         $350,000           6.41%       Yes
Food Ct.      12.00%     $449,493         $416,627       $420,278         $750,000          -3.30%       Yes
Food Ct.      12.00%   $1,157,047       $1,184,780     $1,156,480         $725,000          -0.02%       Yes
Food Ct.      10.00%     $723,368         $872,945       $934,280         $872,940          13.65%        No
Food Ct.      12.00%                      $399,201       $409,290         $366,668           2.53%       Yes
Food Ct.      11.00%     $433,652         $452,584       $684,583         $563,636          25.64%       Yes
Food Ct.      10.00%                      $343,103       $369,111         $540,000           7.58%       Yes
Food Ct.       8.00%     $636,213         $627,812       $583,345         $500,000          -4.24%        No
Food Ct.      25.00%     $263,878         $305,839       $283,096         $252,900           3.58%        No
Food Ct.      12.00%     $344,684         $374,443       $394,829         $300,000           7.03%        No
Food Mall      7.00%     $415,555         $372,510       $435,750         $828,429           2.40%       Yes
Food Mall      7.00%                      $117,028       $796,873                                        Yes
Food Mall      8.00%     $177,153         $180,239       $160,266         $453,752          -4.89%        No
Jewelry        6.00%   $1,681,629       $2,056,294     $2,109,653       $1,870,000          12.01%        No
Jewelry        6.00%     $577,533         $822,783       $984,191       $1,000,000          30.54%       Yes
Jewelry        6.00%   $1,123,668       $1,042,371     $1,122,325       $1,887,000          -0.06%       Yes
Kiosk          6.00%     $132,556         $129,132       $146,128         $200,000           4.99%        No
Mall           5.00%   $2,000,591       $1,932,575     $1,621,897       $2,110,196          -9.96%        No
Mall           5.00%     $586,786         $642,775       $701,238           None             9.32%        No
Mall           5.00%     $418,380         $572,157       $759,659       $1,084,800          34.75%        No
Mall           7.00%     $241,013         $216,428       $217,699         $398,000          -4.96%        No
Mall                                      $126,251       $147,060                           16.48%        No
Mall          10.00%     $293,118         $344,652       $395,705         $539,280          16.19%        No
Mall          12.00%                                   $1,781,167         $135,800                       Yes
Mall           5.00%                      $616,300       $533,825       $1,335,400         -13.38%        No
Mall          10.00%     $226,232         $240,108       $258,437         $546,000           6.88%       Yes
Mall           5.00%     $971,167         $958,187     $1,248,435       $2,087,800          13.38%        No
Mall           3.50%   $1,038,033       $1,080,061       $983,754       $1,856,000          -2.65%        ?
Mall           5.00%                    $1,187,074     $1,242,027       $2,221,200           4.63%       Yes
Mall           6.00%                      $468,759       $488,483         $909,500           4.21%        No
Mall           6.00%     $286,895         $416,326       $468,355         $541,668          27.77%        No
Mall           7.00%      $56,141          $51,020        $54,246         $208,371          -1.70%        No
Mall           6.00%     $719,154         $801,782     $1,025,961         $660,000          19.44%        No
Mall           7.00%                      $478,854       $560,646         $859,428          17.08%       Yes
Mall           8.00%     $512,992         $674,553       $721,262         $800,000          18.57%       Yes
Mall           6.00%     $873,935         $869,166     $1,009,275       $1,465,467           7.46%       Yes
Mall           5.00%   $1,998,101       $2,190,676     $2,278,620       $2,948,000           6.79%        No
Mall           5.00%     $572,991         $644,277       $844,281       $1,425,060          21.39%        No
Mall           8.00%     $275,236         $314,658       $322,446         $935,000           8.24%        No
Mall           8.00%     $410,835         $426,970       $390,172         $567,000          -2.55%        No
Mall           5.00%     $728,836         $685,782       $727,366       $1,350,000          -3.00%        No
Mall          10.00%     $657,040         $707,317       $851,797         $750,000          13.86%       Yes
Mall           5.00%   $1,988,399       $2,125,001     $2,322,267       $3,025,620           8.07%       Yes
Mall           8.00%      $15,654         $257,376       $291,778         $475,000          13.37%       Yes
Mall           7.00%                      $368,366       $438,971         $500,000          47.28%        No
Mall           5.00%     $359,629       $1,054,260     $1,190,407       $2,072,000          12.91%       Yes
Mall           7.00%     $344,445         $420,908       $481,505         $356,571          18.23%       Yes
Mall           8.00%   $1,044,184       $1,209,975     $1,443,630       $1,297,724          17.58%       Yes
Mall           6.00%                                     $541,847         $675,200                       Yes
Mall                                      $100,522       $112,739                           12.15%        No
Mall           8.00%     $275,406         $335,333       $348,499         $525,000          12.49%       Yes
Mall           6.00%     $235,379         $233,122       $310,924         $437,800          14.93%       Yes
Mall           7.00%     $597,348         $636,109       $769,454         $977,271          13.50%        ?
Mall           6.00%     $462,559         $488,698       $552,313         $198,563           9.27%        No
Mall           7.00%     $461,526         $415,217       $493,699         $694,857           3.43%        No
Mall           8.00%     $400,806         $486,333       $567,444         $776,752          18.99%        No
Mall           5.00%   $2,467,364       $2,888,330     $2,761,526       $4,044,000           5.79%       Yes
Mall           8.00%     $338,065         $299,595       $286,722         $575,285          -7.91%        No
Mall           5.00%                    $2,737,942     $2,640,415       $4,244,004          -3.56%       Yes
Mall           6.00%     $635,963         $701,352       $791,195       $1,250,000          11.54%        No
Mall           5.00%                                   $1,000,392       $1,410,000         127.40%       Yes
Mall           6.00%     $493,679         $635,663       $640,439         $916,667          13.90%        ?
Mall           6.00%     $211,437         $303,379       $373,671         $853,332          32.94%        No
Mall           8.00%     $183,683         $239,477       $261,685         $374,000          19.36%        No
Mall           6.00%     $840,504         $788,769       $782,922       $1,676,734          -3.49%       Yes
Mall           8.00%     $516,186         $614,956       $721,359       $1,100,126          18.22%        No
Mall          10.00%     $578,021         $546,122       $545,137                           -2.89%        No
Mall           6.00%     $645,777         $708,260       $793,197         $694,584          10.83%        No
Mall           5.00%                      $796,149       $811,294       $2,171,700           1.90%       Yes
Mall           5.00%                                   $1,260,527       $1,920,528                        No
Mall           6.00%                                     $206,523       $1,059,167                       Yes
Mall           8.00%                      $206,007       $225,675         $360,938           9.55%        No
Mall           6.00%     $455,283         $376,192       $410,102       $1,029,584          -5.09%        No
Mall           4.00%   $2,210,798       $2,266,824     $2,012,697       $5,535,000          -4.59%       Yes
Mall           7.00%     $685,741         $645,284       $702,881         $949,716           1.24%        No
Mall           5.00%     $995,088         $880,783     $1,038,587       $2,274,400           2.16%       Yes
Mall           6.00%     $336,028         $376,309       $442,587         $833,333          14.77%       Yes
Mall           6.00%     $347,865         $365,577       $371,176         $504,533           3.30%       Yes
Mall           5.00%                                     $951,724         $900,000                       Yes
Mall           7.00%     $547,694         $558,546       $534,041         $546,000          -1.25%       Yes
Mall           5.00%     $671,148         $664,743       $635,210       $1,300,000          -2.71%        No
Mall           5.00%                      $588,519       $557.926       $1,260,720          -5.20%        No
               6.00%     $757,396         $806,289     $1,034,687       $1,208,750          16.90%        No
                       ----------       ----------     ----------
TOTAL                  41,086,960       54,565,979     64,401,573
                       ----------       ----------     ----------
          Sales P.S.         $286             $287           $307

      LANDAUER
REAL ESTATE CONSELORS
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                            sales volume. Based on historic mall sales, we have projected mall sales in 1997 to be $318 per square foot. Presented on the facing page are the tenant sales reported for 1994, 1995, and 1996.

                            Presented in the following table are the projected percentage rents for tenants at Yorktown Mall

                                     Projected Percentage Rent
                                         For Yorktown Mall
                                               1997

                                                           Percentage
                            Tenant Category                   Rent
                            ---------------                   ----
                            In-Line Mall Tenants              6.0%
                            Jewelry                           6.0%
                            Food Court                       11.0%
                            Kiosks                            6.0%

Vacancy/Credit Loss:        A 4.0 percent deduction is taken against effective
                            gross income to account for anticipated future vacancies and credit losses. All mall tenants are subject to the vacancy and credit loss.
                            Historically, bad debt at Yorktown Mall, based on effective gross income, was 2.4 percent in 1994, 1.4 percent in 1995, and 2.7 percent in 1996. The average over the three-year period was 2.2 percent.
                            We have projected a 2.0 percent credit loss for our analysis. In addition, a 2.0 percent vacancy loss is included to account for any unexpected vacancy in the mall.

Tenant Service Income:      This category includes income from landlord services
                            to tenant for interior repairs or maintenance.
                            Tenant service income has been $89,212 in 1994, $49,132 in 1995, and $56,179 in 1996. The average over the last three years has been $64,841. Tenant service

                                  YORKTOWN MALL
                                 HISTORIC INCOME
                                    1994-1996

                                         1994           1995          1996
                                         ----           ----          ----
Revenues:
     Total Minimum/Base Rent
        Rental Income                 $6,515,434    $6,911,743     $7,147,773
        Miscellaneous                          0             0              0
                                      ----------    ----------    -----------
     Total Minimum/Base Rent          $6,515,434    $6,911,743     $7,147,773

     Percentage Rent
        Rental Income                   $284,032      $396,362       $586,539
        Miscellaneous                          0             0              0
                                      ----------    ----------    -----------
     Percentage Rent                    $284,032      $396,362       $586,539

     Recoveries
        Real Estate Taxes               $753,878    $1,082,680       $870,329
        Insurance                         53,803        42,373         50,698
        Net Service Income             1,301,520       645,738        471,659(1)
        Other Expense Recoveries        (465,063)     (315,542)      (214,597)
                                      ----------    ----------    -----------
     Total Recoveries                 $1,644,138    $1,455,249     $1,178,089

     Other Recurring Income
        Interest                        $386,450      $628,855       $329,393
        Promotion                         50,546        62,295         41,486
        Services sold                     89,212        49,132         56,179
        Cancellation                      90,956             0         50,715
        Security Deposits                      0             0              0
        Other                             53,810       207,831        975,378(2)
                                      ----------    ----------    -----------
     Total Other Recurring Income       $670,974      $948,113     $1,453,151

Total Gross Income                    $9,114,578    $9,711,467    $10,365,552

(1) Net service income recoveries are common area recoveries net of common area expenses.
(2) The 1996 Other Income includes lease termination payments of $727,853 received from the Limited and Chess King lease terminations (a non-recurring item).

      LANDAUER
REAL ESTATE CONSELORS
                                                                              67


                            income is estimated at $65,000 for 1997, and is increased at the general growth rate of 3.5 percent per year.

Other Income:               We have not been provided a breakdown of what
                            contributes to other income. Historically, other income has been $53,810 in 1994, $207,631 in 1995, and $975,378 in 1996. It was reported that lease termination payments of $727,853 contributed to the abnormally high income level in 1996. Deducting the termination payments results in an adjusted 1996 total of $247,525. The average over the last three years taking into consideration the 1996 adjusted amount is $169,722. For 1997 we have projected
                            $170,000 for other income. This income is increased
                            3.5 percent per annum.

Tenant Retention Ratio:     Upon the expiration of the existing leases, it is
                            estimated that 65.0 percent of the expiring enclosed mall tenants will renew and 35.0 percent will vacate when the leases expire.

                            Peter F. Korpacz Real Estate Investor Survey for the second quarter 1997 indicated tenant retention ratios as follows by various investors surveyed.

                                              Investor Survey
                                          Tenant Retention Ratio

                                                                 Tenant
                                Investor Type                Retention Ratio
                                -------------                ---------------
                                Investment Advisor            60.0%-75.0%
                                Investment Banker             70.0%
                                Domestic Pension Fund         70.0%-75.0%
                                Domestic Pension Fund         60.0%-70.0%
                                Investment Advisor            60.0%-75.0%

                               CURRENT AND FUTURE
                  LEASE-UP PROJECTION SCHEDULE FOR VACANT SPACE

                               Size       Lease-Up
         Location            (Sq.Ft.)       Date       Comments
         --------            --------       ----       --------
   Current Vacant Space

            164                5,976        1/98       Previous status unknown.
            133                2,835        1/98       Natural Wonders will occupy this space.
            163                3,593        2/98       County Seat will vacate space 9/30/97.
           201-A                 995        3/98       Photo Finish has vacated space but is
                                                       paying rent through 12/97.
            172                4,905        4/98       Craftwork vacated this space 3/97.
            269                4,152        4/98       Contempo Casuals will occupy this space.
            218                2,472        5/98       J. Riggings vacated this space 8/97.
           FC-8                  610        6/98       Never leased.
            171                1,802        8/98       Previous status unknown.
           266-B               8,367        9/98       Evans vacated in 5/94.
           266-C               6,607       12/98       Evans vacated in 5/94.
           Kiosk                 280        1/99       Vacant kiosk space.
            102                4,469        None       This space will remain vacant during the
                              ------                   projection period.
Total Current Vacant Space    47,063
                              ======
    Future Vacant Space

           162-A               5,980       01/99       Christmas on the Mall occupied this space.
           162-B               5,980       04/99       Christmas on the Mall occupied this space.
           206-A               7,274       05/99       Woolworth's space
           106-B              17,651       07/99       Woolworth's space
           206-B               7,273       09/99       Woolworth's space
           106-A              17,652       12/99       Woolworth's space
                              ------
 Total Future Vacant Space    61,810
                              ======

      LANDAUER
REAL ESTATE CONSELORS
                                                                             68


                            Our projected retention ratio of 65.0 percent is substantiated by the investor survey.

Vacancy Between Leases:     A weighted average of three months vacancy between
                            leases is assumed at rollover. The weighted averages assume an actual downtime of seven to nine months for non-anchor tenants.

Rent Concessions:           Rent concessions are not common in the regional mall
                            market. However, some malls will give free rent in lieu of contributing toward the tenant's alterations. No rent concessions are assumed in this analysis.

Lease-up Assumptions:       As of September 1, 1997, the subject is projected to
                            have 47,063 square feet of vacant space. Presented in the table on the facing page is the lease-up projection for the existing vacant space. In addition, Woolworth's, which leases Suite 106
                            (35,303 square feet) and Suite 206 (14,547 square feet) has vacated both spaces in January 1994.
                            Pehrson/Long reports Woolworth's will continue to pay rent until lease expiration on January 31, 1999.
                            Also, Suite 162 (11,960 square feet) is temporarily occupied by Christmas On The Mall until January 15,
                            1998. This space will become available for lease after the expiration date. We have incorporated both
                            Christmas On The Mall and Woolworth's space in our lease-up projection. We have assumed that two lease proposals provided by Pehrson/Long for Natural
                            Wonders (Suite 133-2,835 square feet) and Contempo
                            Casual (Suite 269-4,152 square feet) will be consummated at the stated proposal terms starting
                            January 15, 1998, and April 1, 1998, respectively.

                                  YORKTOWN MALL
                           HISTORIC OPERATING EXPENSES

                                                                    Landauer
                                                                   Projection
                                   1995              1996             1997
                                   ----              ----             ----
Exterior Common Area              $745,399         $735,775          $760,000
Interior Common Area             1,342,887        1,308,022         1,350,000
Real Estate Taxes                1,313,009        1,363,221         1,393,015
Insurance                          302,924          265,036           275,000
Non-Recoverable(1)                 654,274          667,125(2)        600,000
Management Fee                      (3)               (3)                5.0%

(1)  Excludes bad debt expense.

(2)  Includes $109,476 in lease termination expense.

(3) Management fee based on 5.0 percent of the first $5.5 million total revenue (excludes real estate tax reimbursement, interest income, and bad debt) and
     4.0 percent over $5.5 million total revenue thereafter.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              69


Options: We were not provided with information regarding renewal options for in-line mall tenants or outlot tenants. For this reason, we have assumed speculative renewals for in-line mall tenants. For the outlot parcels we have assumed upon lease expiration each tenant will renew its lease at a rate that is 3.5 percent greater than the current rent being paid. A 3.5 percent annual increase in base rent is assumed thereafter.

Speculative Renewals:       Upon expiration of current leases, tenants are
                            renewed at the higher of the last effective rent or the market rent (base plus percentage rent) in the renewal year. The sales volume continues from the base lease. Each tenant is charged with a weighted average tenant improvement allowance.

EXPENSES

Operating Expenses:         Operating expense estimates for Yorktown Mall were
                            based upon historical data from 1994, 1995, and 1996 income and expense statements. However, because no breakdown was available for interior and exterior common area maintenance in 1994, we have relied upon the 1995 and 1996 figures. A summary of the historical operating levels are found in the table on the facing page.

Exterior Common Area:       Exterior common area expenses include items such as
                            payroll and relates taxes, repairs and maintenance, service contracts, supplies, and utilities. This expense has been $745,399 in 1995 and $735,775 in 1996. For 1997 we have projected exterior common area to be $760,000.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              70


Interior Common Area:       The interior common area expenses consist of payroll
                            and related taxes, repairs and maintenance, service contracts, supplies and utilities. The expense has been $1,342,887 in 1995 and $1,308,022 in 1996. For
                            1997 we have projected interior common area to be $1,350,000.

Insurance:                  Insurance expenses have been $302,924 in 1995 and
                            $265,036 in 1996. For 1997 we have projected insurance to be $275,000.

Real Estate Taxes:          Real estate taxes are concluded at an estimated
                            level as discussed in the previous Real Estate Tax section of the report. Taxes for the outlots are not included in the analysis. As displayed in the Real
                            Estate Tax Section of this report, the subject's taxes are based on 1996 taxes payable in 1997. For
                            1997, real estate taxes are $1,393,015.

Non-Recoverable:            This expense category includes non-recoverable
                            expenses that consist of salaries, advertising, data processing, electricity and gas, legal and other professional expenses, lease termination, merchant's association assessments, office expenses, postage, telephone, supplies, and repairs and maintenance.
                            This expense has been $654,274 in 1995 and $667,125 in 1996. In 1996, $109,476 in lease termination expenses were incurred, an abnormally high amount.
                            Deducting the lease termination expenses results in an adjusted 1996 total of $557,649. For 1997 we have projected non-recoverable expenses to be $600,000.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              71


Management Fee:             Management fees in the regional mall market range
                            from 3.0 percent to 5.0 percent, depending the revenues to which it is applied and whether leasing commissions are paid separately. For most malls, the management fee is typically in the range of 4.5 to
                            5.0 percent of minimum and percentage rent and utility sales, charged between related entities.
                            When applied to all revenue, management fees range between 3.0 and 3.5 percent. For the Yorktown Mall, we conclude 5.0 percent which is applied to minimum and percentage rent and which includes commissions for leasing of the spaces.

TOTAL EXPENSES

The total expenses as concluded for fiscal year 1998 are projected to be $4,919,547. The 1995 actual expenses (management fee estimated to be 5.0 percent of minimum and percentage rent) were $4,723,898 and 1996 expenses were $4,725,895. Our fiscal year 1998 conclusion of $4,919,547 is supported by the historical expenses.

OCCUPANCY COSTS

Occupancy costs for the mall tenants were reviewed. The occupancy costs for mall tenants (excluding food court and kiosk tenants) ranges from 13.1 percent in fiscal year 1998 to 11.2 percent in fiscal year 2007. Within the regional mall market, enclosed mall (in-line) retail tenant's occupancy costs would be in the
12.0 percent range, and the subject's occupancy costs are near the average. The total mall occupancy cost is within reason, and we have confidence in the cash flow and assumptions used in the analysis. The occupancy costs from this analysis appear reasonable.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              72


                                  Yorktown Mall
                                 Occupancy Cost
                     (Excludes Food Court and Kiosk Tenants)

                                                     Occupancy
                      Fiscal Year                     Cost %
                      -----------                     ------
                         1998                          13.1%
                         1999                          12.3%
                         2000                          11.5%
                         2001                          11.3%
                         2002                          11.4%
                         2003                          11.4%
                         2004                          11.3%
                         2005                          11.3%
                         2006                          11.2%
                         2007                          11.2%

CAPITAL ITEMS

This non-operating expense category includes tenant alteration and improvement costs, leasing commissions, and a capital reserve (or reserve for capital replacements).

Tenant Alterations: Historical detail on landlord's tenant improvement allowance is limited. Based on the information available, the tenant buildout allowance for new tenants (26 leases summarized in the Recent Leasing Analysis) has averaged approximately $13.00 per square foot for leases signed since 1995. Local tenants would typically receive a lesser amount of tenant finish as will tenants with short term leases. National and retail tenants with longer lease terms or good credit would receive a greater amount of tenant finish from the landlord. At Yorktown Mall we project an allowance of $13.00 per square foot for new enclosed mall retail tenants, with no allowance for tenant renewal. For the Woolworth's space we have estimated an initial buildout allowance of $20.00 per square foot. No buildout allowance was projected for the kiosk or food court tenants.

Leasing Commissions: Leasing commissions at the subject property are not applied and are included in the management fee.

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REAL ESTATE CONSELORS
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Capital Reserves: This category includes reserves for replacement of the roof and structural components and other items which cannot be passed through to the tenants. Reserves for replacement provides for the periodic replacement of building components requiring periodic replacement during the building's economic life. In other words, it is money which is accumulated to pay for the replacement of short-lived capital items. Under this theory, if proper reserves are set aside annually, none of the cost of major replacements will have to be paid out of current earnings.

Peter F. Korpacz Real Estate Investor Survey for the second quarter of 1997 indicated a reserve account as follows by various investors surveyed.

                                 Investor Survey
                                Building Reserves

                                             Reserve Assumptions
              Investor Type                    Per Square Foot
              -------------                    ---------------
              Real Estate Investment Trust     $0.25
              Investment Advisor               $0.15 to $0.25
              Institutional Investor           $0.10 to $0.20
              Domestic Pension Fund            $0.15
              Domestic Pension Fund            $0.25 to $0.75


Considering the 1994 renovation of the mall, we have estimated reserves for Yorktown Mall to be equivalent to $0.20 per square foot beginning in 1997. The projected reserve amount is substantiated by the investor survey.

Growth Rate: Respondents to the second quarter 1997 Investor Survey conducted by Peter F. Korpacz & Associates, Inc. indicated inflation expectations of between
0.0 percent to 4.0 percent for national regional mall building expenses, with an average of 3.75 percent. The CB Commercial National Investor Survey for first quarter 1997 reflects a range from 3.0 to 4.0 percent, with a 3.6 percent average for Class A regional malls. Based upon our review, exterior and interior common area maintenance, insurance, real estate taxes, non-recoverable expenses, and reserves for replacement are

      LANDAUER
REAL ESTATE CONSELORS
                                                                              74


estimated to increase at a 3.5 percent annual rate, which is an anticipated average change expected over the period of analysis based upon investor criteria. Management fees are calculated as 5.0 percent of minimum and percentage rent

Cash Flow Analysis: Based upon the foregoing assumptions and projections, the cash flow forecast for Yorktown Mall is presented on the following page.

                            YORKTOWN SHOPPING CENTER

                             ANNUAL CASH FLOW REPORT
                          BEGINNING 9/1/97 FOR 11 YEARS

                       FY1998       FY1999       FY2000       FY2001       FY2002       FY2003       FY2004       FY2005
INCOME
------
MINIMUM RENT:
ALL TENANTS           8,023,203   10,181,288   11,205,008   11,388,242   11,865,694   12,313,732   12,399,648   12,764,652
                     ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
TOTAL MINIMUM RENT    8,023,203   10,181,288   11,205,008   11,388,242   11,865,694   12,313,732   12,399,648   12,764,652

RECOVERIES:
REAL ESTATE TAX         949,620    1,029,957    1,150,019    1,200,658    1,242,403    1,293,081    1,325,705    1,373,678
INSURANCE               105,482      114,399      127,733      133,358      137,991      143,625      147,248      152,573
INTERIOR CAM          2,035,703    2,174,460    2,298,702    2,349,186    2,434,321    2,530,120    2,603,011    2,701,973
EXTERIOR CAM            373,365      388,766      413,651      424,808      442,472      452,670      463,366      483,741
MAJOR'S CAM POOL        513,975      534,089      550,594      567,677      585,358      611,992      635,099      654,703
MAJOR'S CAM CONTRI      805,711      836,036      863,110      891,131      920,133      958,484      993,718    1,025,874
                     ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
TOTAL RECOVERIES      4,783,856    5,077,707    5,403,809    5,566,818    5,762,678    5,989,972    6,168,147    6,392,542

OVERAGE RENT            764,363      644,036      870,675      938,131      961,094    1,023,703    1,103,783    1,233,461

SALES VOLUME (000)       87,990      107,894      128,680      134,052      138,931      144,479      147,785      153,429
                     ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
GROSS RENTAL
 INCOME              13,571,422   15,903,031   17,479,492   17,893,192   18,589,466   19,327,408   19,671,580   20,390,656
CREDIT LOSS          (  490,070)  (  581,317)  (  642,630)  (  657,375)  (  683,360)  (  710,277)  (  721,709)  (  748,403)
MALL HVAC RECOVERY       86,700       89,301       91,980       94,739       97,582      100,509      103,524      106,630
STORE HVAC RECOVER      214,200      220,626      227,245      234,062      241,084      248,317      255,766      263,439
SPRINKLER RECOVERY       40,800       42,024       43,285       44,583       45,921       47,298       48,717       50,179
SERVICES SOLD            66,517       68,845       71,254       73,748       76,329       79,001       81,766       84,628
OTHER INCOME            173,967      180,056      186,357      192,880      199,631      206,618      213,849      221,334
                     ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
TOTAL INCOME         13,663,536   15,922,566   17,456,982   17,875,828   18,566,652   19,298,872   19,653,496   20,368,464

EXPENSES
--------
EXTERIOR CAM            777,733      804,954      833,127      862,287      892,467      923,703      956,033      989,494
INTERIOR CAM          1,381,500    1,429,853    1,479,897    1,531,694    1,585,303    1,640,789    1,698,216    1,757,654
INSURANCE               281,417      291,266      301,461      312,012      322,932      334,235      345,933      358,041
REAL ESTATE TAX       1,425,519    1,475,412    1,527,051    1,580,498    1,635,815    1,693,069    1,752,326    1,813,658
NON-RECOVERABLE EX      614,000      635,490      657,732      680,753      704,579      729,239      754,763      781,179
MANAGEMENT FEE          439,378      541,265      603,783      616,318      641,340      666,872      675,171      699,905
                     ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
TOTAL EXPENSES        4,919,547    5,178,240    5,403,051    5,583,562    5,782,436    5,987,907    6,182,442    6,399,931
                     ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
NET OPERATING
 INCOME               8,743,989   10,744,326   12,053,931   12,292,266   12,784,216   13,310,965   13,471,054   13,968,533

ALTERATIONS             587,057      996,394      568,626       91,955       74,767       41,523       99,816       89,935
RESERVES                 78,532       81,280       84,125       87,069       90,117       93,271       96,535       99,914
                     ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
CASH FLOW             8,078,400    9,666,652   11,401,180   12,113,242   12,619,332   13,176,171   13,274,703   13,778,684


                       FY2006       FY2007       FY2008
INCOME
------
MINIMUM RENT:
ALL TENANTS          13,028,882   13,429,320   13,773,968
                     ----------   ----------   ----------
TOTAL MINIMUM RENT   13,028,882   13,429,320   13,773,968

RECOVERIES:
REAL ESTATE TAX       1,387,479    1,448,162    1,454,411
INSURANCE               154,111      160,850      161,546
INTERIOR CAM          2,771,061    2,900,427    2,983,445
EXTERIOR CAM            498,579      524,781      531,106
MAJOR'S CAM POOL        674,992      695,992      727,727
MAJOR'S CAM CONTRI    1,059,154    1,093,599    1,139,251
                     ----------   ----------   ----------
TOTAL RECOVERIES      6,545,376    6,823,811    6,997,486

OVERAGE RENT          1,224,410    1,190,685    1,216,082

SALES VOLUME (000)      157,008      162,717      163,410
                     ----------   ----------   ----------
GROSS RENTAL
 INCOME              20,798,668   21,443,816   21,987,536
CREDIT LOSS          (  762,580)  (  786,167)  (  804,821)
MALL HVAC RECOVERY      109,829      113,124      116,518
STORE HVAC RECOVER      271,342      279,482      287,867
SPRINKLER RECOVERY       51,684       53,235       54,832
SERVICES SOLD            87,590       90,655       93,828
OTHER INCOME            229,081      237,099      245,397
                     ----------   ----------   ----------
TOTAL INCOME         20,785,612   21,431,244   21,981,156

EXPENSES
--------
EXTERIOR CAM          1,024,126    1,059,970    1,097,069
INTERIOR CAM          1,819,171    1,882,842    1,948,742
INSURANCE               370,572      383,542      396,966
REAL ESTATE TAX       1,877,136    1,942,835    2,010,834
NON-RECOVERABLE EX      808,521      836,819      866,107
MANAGEMENT FEE          712,665      731,001      749,503
                     ----------   ----------   ----------
TOTAL EXPENSES        6,612,191    6,837,009    7,069,221
                     ----------   ----------   ----------
NET OPERATING
 INCOME              14,173,421   14,594,235   14,911,935

ALTERATIONS             285,542      321,409      624,502
RESERVES                103,411      107,030      110,777
                     ----------   ----------   ----------
CASH FLOW            13,784,468   14,165,796   14,176,656

      LANDAUER
REAL ESTATE CONSELORS
                                                                              76


DISCOUNTED CASH FLOW ANALYSIS

As previously discussed, once the projected income stream over the projection period is determined, the next step is to discount the periodic cash flow and the reversion at the end of the holding period to an indicated value as of the valuation date. The following definitions and assumptions were employed in our analysis.

Net Operating Income: Net income remaining after all expenses but before capital items, i.e., tenant improvement cost, leasing commissions, and capital expenditures.

Cash Flow: Income available after all capital items, including reserves, leasing commissions and tenant improvements.

Overall Rate: A rate which reflects the relationship of the first year's net income to total value, derived by dividing the net income by the indicated value.

Discount Rate: A rate of return used to estimate the present value of future cash flows including the reversion (sales proceeds) of the property at the end of the holding period. The discount rate is alternately called an Internal Rate of Return (IRR).

Terminal Capitalization Rate: An overall rate applied to the projected net operating income at the end of the holding period to determine the amount of the reversion. A disposition fee is usually deducted from the reversion.

Holding Period: A holding period is the term of ownership of an investment, also referred to as the projection period for the purposes of analysis and valuation.

      LANDAUER
REAL ESTATE CONSELORS
                                                                              77


VALUATION ANALYSIS

NATIONAL RETAIL INVESTMENT MARKET OVERVIEW

According to the Second Quarter 1997 Investment Trends Quarterly Report, published as a joint venture by the Commercial Investment Real Estate Institute (CIREI) and Landauer Associates, Inc., investors' interest in retail real estate ranked below office, industrial, multi-family, and hotel properties during the January-March quarter. Real estate investors spent $1,275 million on office buildings, $602 million on industrial complexes, $527 million on residential apartments, and $467 million on hotels during this period. Shopping centers of all types accounted for only $359 million or 10.0 percent of all sales transactions tracked by the CCIM/Landauer survey.

Only 4.2 million square feet of shopping center inventory was traded in this quarter, or half as much as in the peak period at the end of 1996. What was somewhat unusual was the absence of any established regional or super-regional malls among the reported sales. This gap in large property sales accounts for the sharp drop in dollar volume in the retail category in early 1997. Nevertheless, several regions had significant activity to report. Some 20.0 percent of all shopping center transactions and 25.0 percent of dollars gravitated to the Southeast during this period. Transactions in the Pacific states amounted to $79.3 million, 22.0 percent of the U.S. total.

Retail capitalization rates display a tight clustering for the quarter, and the median cap rate for retail property fell 30 basis points from late 1996 to 10.1 percent this quarter. While the capitalization rates generally declined as facility size increased, the differential was very narrow this quarter, in recognition of the excellent market position of a number of the smaller centers reported.

The capitalization rate for large shopping centers supports solid pricing for these facilities. During the first quarter, the average capitalization rate for shopping centers in the 300,000 to 700,000 square foot range fell from 10.0 percent to 9.75 percent, a rate ranging from 53 to 93 basis points lower than for smaller shopping centers. The CCIM/Landauer survey indicates that the very smallest shopping

      LANDAUER
REAL ESTATE CONSELORS
                                                                              78


centers, those selling for less than $500,000, demanded an average capitalization rate approximately 270 basis points greater than shopping centers selling for more than $5 million at 12.1 percent and 9.4 percent, respectively.

Limited partnerships were truly dominant as retail investors in the quarter accounting for approximately half of all retail dollars. These investors spent $177 million in 16 deals, paying an average of $142 per square foot. They bought at an average 9.8 percent capitalization rate, the lowest of any investor. Private investors spent 28.0 percent or $100 million on 22 properties, with an average price of $132 per square foot. Developers paid the least for retail properties, purchasing space at a mean capitalization rate of 12.9 percent.

Limited partnerships and private investors were also the largest sellers of retail properties. Together, they accounted for $212 million in property sales,
59.0 percent of all shopping center dollars realized during the first quarter. Pension funds, however, obtained some of the highest prices. They sold retail properties at an average capitalization rate of 9.4 percent, the lowest cap rate of any seller of retail property during the first quarter.

RATE SELECTION

The selection of appropriate Discount Rates and Terminal Capitalization Rates for use in arriving at an estimate of value is a judgmental process. Regional malls similar to the subject have a market appeal to national investors. Therefore, competition with many other investment vehicles has an influence on rates of return required by investors.

One method used to estimate an appropriate discount rate to apply in the discounted cash flow model is to analyze the investment parameters of institutional-type investors, both for real estate and non-real estate types of investments.

                          Survey of Investment Criteria
                              Second Quarter, 1997
                              Regional Mall Market

                                 Current Quarter       Last Quarter            Year Ago
                                 ---------------       ------------            --------
Free & Clear Equity IRR
Range                             10.50%-14.00%        10.00%-14.00%         10.00%-14.00%
Average                              11.75%               11.69%                11.50%
Change (Basis Points)                  --                    6                    25

Free & Clear Equity Cap Rate
Range                             7.00%-11.00%         7.00%-11.00%          6.25%-11.00%
Average                               8.57%                8.57%                 8.17%
Change (Basis Points)                  --                    0                    40

Market Rent Change Rate
Range                              0.00%-4.00%          0.00%-4.00%           0.00%-4.00%
Average                               2.86%                2.86%                 2.64%
Change (Basis Points)                  --                    0                    22

Expense Change Rate
Range                              3.00%-4.00%          3.00%-4.00%           3.00%-4.00%
Average                               3.75%                3.78%                 3.89%
Change (Basis Points)                  --                   -3                    -14

Residual Cap Rate
Range                             7.50%-11.00%         7.50%-11.00%          7.00%-11.00%
Average                               8.78%                8.76%                 8.56%
Change (Basis Points)                  --                    2                    22

Source: Peter F. Korpacz & Associates, Inc. - Quarterly Survey of Investment
        Criteria


                            National Investor Survey
                               First Quarter, 1997
                            Regional Malls, Class "A"

                               First Quarter 1997   Third Quarter 1996   First Quarter 1996
                               ------------------   ------------------   ------------------
Free & Clear Equity IRR
Range                             10.50%-11.80%        10.00%-11.80%        10.00%-11.50%
Average                              11.10%               11.10%               11.00%
Change (Basis Points)                  --                    0                   10

Free & Clear Equity Cap Rate
Range                              8.00%-8.60%          7.00%-9.00%         6.00%-10.00%
Average                               8.2%                 8.2%                 8.0%
Change (Basis Points)                  --                    0                   20

Market Rent Change Rate
Range                              3.00%-4.00%          2.00%-5.00%          0.00%-6.00%
Average                               3.50%                3.20%                3.50%
Change (Basis Points)                  --                   30                    0

Expense Change Rate
Range                              3.00%-4.00%          3.00%-4.00%          3.00%-4.00%
Average                               3.70%                3.70%                3.80%
Change (Basis Points)                  --                    0                   -10

Residual Cap Rate
Range                              8.00%-9.30%          7.00%-9.50%         8.00%-10.00%
Average                               8.70%                8.70%                8.70%
Change (Basis Points)                  --                    0                    0

Source: CB Commercial National Investor Survey

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REAL ESTATE CONSELORS
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The following yields were noted for non-real estate investments for the week ended August 22, 1997.

                        Non-Real Estate Investment Yields

                Investment Instrument                 Yield Rate
                ---------------------                 ----------
                Government Bonds (10 Years)                6.38%
                U.S. Treasury (30 Years)                   6.67%
                Aaa-rated Corporate Bonds                  7.32%
                Baa-rated Corporate Bonds                  7.88%
                A-rated Utility Bonds (30 Years)           7.74%

Government issues, considered near risk-free, tend to offer the lowest yield, while Baa-rated issues are generally among the highest. Yield rates have decreased since one year ago. Ten-year government bonds have decreased approximately 34 basis points since last year, with 30-year treasury bills decreasing 26 basis points.

For real estate investments, rates may be influenced by risk, degree of liquidity, burden of management, tax benefits, and future appreciation or depreciation. Adjustments must be made to the safe rate to compensate for these factors. Consequently, required real estate yields are generally higher than those for non-real estate investments.

The discount rates and terminal capitalization rates applicable to Class A regional malls have remained relatively stable over the last year. As summarized on the facing page, according to the Korpacz Real Estate Investor Survey, Second Quarter 1997, discount rates range from 10.5 to 14.0 percent, with an average of
11.75 percent. This represents a 25 basis point increase from average rates of one year ago. Residual capitalization rates range from 7.5 to 11.0 percent, with an average of 8.78 percent, a 22 basis point increase from one year ago. First year overall rates are reported at 7.00 to 11.0 percent with an average of 8.57 percent, representing a 40 basis point increase from last year's rates. CB Commercial's National Investor Survey, First Quarter 1997, also indicates similar ranges for Class A regional malls, with averages in discount rates of 10.5-11.8 percent, averaging 11.1 percent, terminal capitalization rates (8.0-9.3 percent, average 8.7 percent), and going-in capitalization rates (8.0-8.6

                        ASSUMPTIONS AND RATES FROM SALES
                                 REGIONAL MALLS

                                                                      Price/
                       Sale                                  # of     Sale
Location               Date        OAR         IRR         Anchors    Ratio
================================================================================
Texas                Pending      8.80%        ---            0        0.88
Idaho                 Jun-97      6.51%        ---            3        ---
California            Jun-97     10.29%        ---            2        ---
Utah                  Mar-97      8.60%        ---            4        0.91
California            Dec-96     10.00%        ---            3        0.46
Utah                  Dec-96     11.10%        ---            3        0.57
Michigan              Dec-96     10.50%        ---            4        0.43
Illinois              Dec-96      7.90%        ---            0        1.36
Illinois              Nov-96      8.65%      11.00%           0        0.94
California            Nov-96      9.10%      15.20%           2        0.47
Montana               Nov-96      9.90%      15.80%           2        0.47
Tennessee             Nov-96      9.90%        ---            0        0.33
Texas                 Oct-96      9.00%        ---            1        0.80
Arizona               Oct-96     10.00%        ---            1        0.64
California            Jun-96     10.30%        ---            0        0.69
Illinois              Apr-96      9.56%      12.00%           4        1.56
Idaho                 Apr-96     10.24%        ---            4        0.56
Connecticut           Mar-96      6.80%        ---            0        ---
California            Mar-96      7.60%        ---            1        1.18
Pennsylvania          Mar-96     13.00%      10.50%           0        0.50
Florida               Feb-96      7.70%        ---            0        0.80
New Jersey            Aug-95      8.70%        ---            0        1.09
California            Jun-95      8.90%      12.30%           0        0.95
Massachusetts         Apr-95      8.50%      10.70%           1        0.81
California            Jan-95     12.60%      13.50%           0        0.50
California            Jan-95      7.80%      10.50%           0        1.14
Virginia              Jan-95      7.80%        ---           ---       0.55
Texas                 Dec-94      6.70%      11.60%           0        1.03
Texas                 Dec-94      8.70%      11.50%           2        0.39
Florida               Dec-94      8.20%      11.50%           1        1.00
Florida               Dec-94      8.60%      12.00%           0        0.80
Arizona               Dec-94      7.80%        ---           ---       1.02
Missouri              Dec-94      8.00%      12.10%           0        ---
Louisiana             Dec-94     10.70%        ---            0        0.50
No. Carolina          Sep-94     10.60%      14.70%           0        0.50
Virginia              Jul-94      9.00%        ---            3        1.11
Louisiana             Jul-94      8.90%        ---            2        1.10
Florida               Jun-94      7.50%      11.00%          All       1.22
Alabama               Feb-94      7.40%      11.50%           0        1.10
California            Dec-93      7.00%        ---            0        1.12
Arizona               Dec-93      8.00%      11.00%           0        1.17
Florida               Dec-93      7.50%      11.50%           0        0.91
Ohio                  Dec-93      7.50%      11.30%           0        1.16
New Mexico            Dec-93      7.25%      11.00%           1        0.76
New Jersey            Jul-93      7.50%      12.40%           1        0.68
                                  9.00%
Oregon                Jul-93      8.00%      11.50%           0        0.88
No. Carolina          Jul-93      7.00%      12.10%           2        0.77
Florida               May-93      7.50%      12.00%           1        0.64
Texas                 May-93      8.50%      12.20%           1        0.85
Florida               Jan-93      7.50%      11.00%           0        1.00
Florida               Dec-92      7.25%      11.50%           0        1.50
                                 11.70%      11.70%
Illinois              Dec-92      8.00%      12.00%           1        0.96
Texas                 Sep-92      8.00%      12.00%           1        0.73
Connecticut           Aug-92      7.00%      11.50%           0        ---
Florida               Jul-92      7.10%      11.50%           1        0.81
Florida               Apr-92      7.00%      11.10%           0        1.24
Nebraska              Apr-92      7.50%      12.50%           1        0.79
Florida               Mar-92      7.90%      11.50%           1        0.79
Pennsylvania          Dec-91      6.80%      11.20%           1        0.55
Maine                 Dec-91      7.30%      11.80%           3        ---

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REAL ESTATE CONSELORS
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percent, average 8.2 percent). These rates show changes from the first quarter of 1996, with the exception of the market rent and terminal capitalization rate which did not change.

In addition to the investor survey, we have reviewed the market for recent sales of regional malls in order to extract rates from the market. The table on the facing page shows the rates for the regional mall sales that have sold since 1991.

The sales indicate a range of discount rates (IRR) from 10.50 to 14.70 percent with an average of 11.91 percent. Initial capitalization rates range from 6.80 to 12.60 percent with an average of 8.44 percent. Overall rates varied based on the number of anchors included in the sale as well as on expansion opportunities of a center. This usually results in a lower rate because investors can expect to reap a development profit from a potential increase in cash flow.

Yield requirements for investment properties throughout the United States have been relatively stable over the past year and competition for the better properties appears to be steady due to a variety of factors, including the scarcity of good quality investment real estate, the desire for an adequate hedge against inflation, and the quest for a safe haven for investment capital. Arising out of concerns over troubled real estate markets due to a receding economy and overbuilding, investor cash flow projections today tend to be more "realistic", incorporating assumptions and probabilities in keeping with actual market experience and predicated upon moderate future expectations.

Good quality regional malls remain the top property preference for investors. Demand for these relatively scarce properties is strong and the market is characterized as a "seller's" market whereby the best properties are bid up in price. The market for average or "B" quality malls is less active than "A" malls like the subject in similar locations, and these properties must be competitively priced in order to attract buyers.

The subject property is considered one of the better malls in its metropolitan area. Taking into consideration the 1994 renovation of the mall, a new anchor tenant (Von Maur), new food court, and an

      LANDAUER
REAL ESTATE CONSELORS
                                                                              81


18-screen General Cinema Theatre under construction, it is our opinion that a discount rate of 11.5 percent is applicable to the cash flows forecast during the ten year holding period. Further, a terminal capitalization rate of 9.5 percent applied to the 11th year net operating income is appropriate to calculate the reversion value estimate.

VALUATION BY DISCOUNTED CASH FLOW ANALYSIS

The initial step when discounting with this methodology is to estimate the appraised property's reversionary value. Our reversion calculation assumes that the property would be sold at the end of the previously stated holding period. The reversion value of the property at that time is estimated by dividing the forecast net operating income (NOI) from the year following the projected holding period by the terminal capitalization rate. In addition, disposition costs of 1.0 percent are applied against the reversionary value in order to arrive at an estimate of the net reversion. The net reversion value is added to the last year of the projection period's net cash flow, which then represents the total future net cash flow to be received in that last year.

MARKET VALUE ANALYSIS AS OF SEPTEMBER 1, 1997

This analysis begins September 1, 1997, and continues for ten years, ending August 31, 2007. The 11th year net operating income (Fiscal Year 2008) is capitalized to produce an estimated reversionary value at the end of the holding period.

Considering the foregoing, the results of our analysis for Yorktown Mall is as follows:

                          Calculation of the Reversion

                 11th Year NOI (FY 2008)         $14,911,935
                 Terminal Cap Rate                      9.5%
                 Gross Reversion                $156,967,737
                 Disposition Costs (1.0%)         (1,569,677)
                                               --------------
                 Net Reversion                  $155,398,060

      LANDAUER
REAL ESTATE CONSELORS
                                                                              82


This net reversion is then added to the 10th year's net cash flow, which then represents the total future net cash flow to be received in the 10th year. The following matrix shows the values indicated by discounting the cash flows at rates of 11.0, 11.5 and 12.0 percent.

                                Valuation Matrix

                  Discount
                    Rate        Property Value      Price/SF
                    ----        --------------      --------

                    11.0%        $123,452,057        $256.90
                    11.5%        $119,494,057        $248.67
                    12.0%        $115,704,000        $240.78


Utilizing an 11.5 percent discount rate, the estimated value is $119,500,000 (rounded). The overall rate in the first year is 7.3 percent and 9.0 percent in year 2. The discounted reversionary value of $52,323,516 represents 43.8 percent of the final value, below 50/50 ratio preferred by many investors for a stabilized property. However, the reversion contribution to value also suggests that more reliance is placed in the cash flow, which is an investment assumption confirmed by numerous investors in today's marketplace.

INDICATED VALUE BY THE
DISCOUNTED CASH FLOW ANALYSIS.......................................$119,500,000
                                                                    ============

      LANDAUER
REAL ESTATE CONSELORS
                                                                              83


CORRELATION AND CONCLUSION

In this report, we have utilized the Sales Comparison and Income Approaches in estimating the Market Value of the Leased Fee Interest of the subject property. A summary of our value estimates by each approach is as follows:

         Cost Approach                  Not Applicable
         Sales Comparison Approach      $111,000,000 to $123,000,000
         Income Approach                $119,500,000

The reliability of the Cost Approach for the appraised property is weakened because an investor--the most probable potential purchaser of the property--typically is more concerned with the property's location, amenities, and ability to generate a required cash flow than with its replacement cost. In addition, the Cost Approach does not directly reflect the specific terms of actual leases signed or in negotiation at the property. Therefore, we have not used a Cost Approach in this analysis.

The Sales Comparison Approach is an appraisal technique whereby the data of recent transactions involving similar or like properties is analyzed in order to derive an indication of the most probable sale price of the property being appraised. The reliability of this technique is dependent upon (a) the availability of comparable sales data, (b) the verification of the sales data,
(c) the degree of comparability or extent of adjustment necessary for various factors, and (d) the absence of non-typical conditions affecting the sale price.

This approach is most meaningful when income properties exhibit similar income and expense characteristics. The sales utilized in the analysis are national in nature, but are not truly comparable because of varying economic structures of the transactions, including lease structures, occupancy, etc. However, the adjusted value range and the rates exhibited by the data is useful as a check of the reasonableness of the Income Approach.

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REAL ESTATE CONSELORS
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Most significant is the Income Approach, which focuses on investors' primary concerns about the property's potential for generating income and value appreciation. This approach is particularly relevant when well-supported market rent and income data are available, and when major cash flow assumptions are supported by market-derived analysis. Because this approach closely parallels the thinking of well-informed buyers and sellers of income-producing properties, the present value estimate by this approach is given the most weight. Greatest reliance is placed on the Discounted Cash Flow Analysis value estimate.

After consideration of the factors presented in this report and with greatest consideration given to the Discounted Cash Flow Analysis of the Income Approach in arriving at a final value, the Market Value of Yorktown Mall, as of September 1, 1997, subject to existing tenant leases and the Assumptions and Limiting Conditions stated herein, is estimated to be:

           ONE HUNDRED NINETEEN MILLION FIVE HUNDRED THOUSAND DOLLARS
                                  $119,500,000

                                     ADDENDA

                         Photographs of Subject Property
                                Legal Description
                                  Leasing Plan
                              Comparable Mall Sales
                             Lease Abstract Reports
                           Professional Qualifications

                                  YORKTOWN MALL
                                LOMBARD, ILLINOIS


                                 [PHOTO OMITTED]

                         EXTERIOR VIEW - SOUTH ELEVATION


                                 [PHOTO OMITTED]

                        EXTERIOR VIEW - WESTERN ELEVATION

                                  YORKTOWN MALL
                                LOMBARD, ILLINOIS


                                [PHOTO OMITTED]

                                  CENTER COURT


                                [PHOTO OMITTED]

                            TYPICAL INTERIOR CORRIDOR

                                  YORKTOWN MALL
                                LOMBARD, ILLINOIS


                                [PHOTO OMITTED]

                             FIRESTONE OUTLOT PARCEL


                                [PHOTO OMITTED]

                             PIZZA HUT OUTLOT PARCEL

                                  YORKTOWN MALL
                                LOMBARD, ILLINOIS


                                [PHOTO OMITTED]

                            COLE TAYLOR OUTLOT PARCEL

                         CHICAGO TITLE INSURANCE COMPANY

                               LOAN POLICY (1992)
                             SCHEDULE A (CONTINUED)

                                                 POLICY NO.: 1410   009309419 UL
--------------------------------------------------------------------------------

5.    THE LAND REFERRED TO IN THIS POLICY IS DESCRIBED AS FOLLOWS:

      PARCEL 1:

      LOT 4 IN YORKTOWN, BEING A SUBDIVISION OF PART OF SECTION 29, TOWNSHIP 39 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED SEPTEMBER 27, 1968 AS DOCUMENT R68-44972, IN DUPAGE COUNTY, ILLINOIS

      EXCEPT THE FOLLOWING DESCRIBED PROPERTY FROM SAID LOT 4:

      THAT PART OF LOT 4 IN YORKTOWN, BEING A SUBDIVISION OF PART OF SECTION 29, TOWNSHIP 39 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED SEPTEMBER 27, 1968 AS DOCUMENT R68-44972, BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF SAID LOT 4, BEING A POINT ON THE NORTHWESTERLY RIGHT-OF-WAY LINE OF OLD BUTTERFIELD ROAD; THENCE NORTH 2 DEGREES 58 MINUTES 03 SECONDS WEST, ALONG A WESTERLY LINE OF SAID LOT 4, A DISTANCE OF 78.22 FEET TO AN ANGLE CORNER IN SAID LOT 4; THENCE NORTH 60 DEGREES 00 MINUTES 00 SECONDS WEST, ALONG THE SOUTHWESTERLY LINE OF LOT 4 AFORESAID, 757.443 FEET TO AN ANGLE CORNER IN SAID LOT 4; THENCE SOUTH 30 DEGREES 00 MINUTES 00 SECONDS WEST, ALONG A SOUTHEASTERLY LINE OF LOT 4 AFORESAID, 130.252 FEET TO AN ANGLE CORNER IN SAID LOT 4, SAID POINT BEING ALSO ON THE SOUTHWESTERLY LINE OF SAID LOT 4; THENCE NORTH 60 DEGREES 00 MINUTES 00 SECONDS WEST, ALONG SAID SOUTHWESTERLY LINE, 282.665 FEET TO ANOTHER ANGLE CORNER IN SAID LOT 4, SAID POINT BEING ALSO THE POINT OF BEGINNING OF THE PARCEL OF AIR SPACE HEREIN DESCRIBED; THENCE NORTH 30 DEGREES 00 MINUTES 00 SECONDS EAST, PERPENDICULAR TO THE LAST DESCRIBED LINE, 17.69 FEET; THENCE SOUTH 60 DEGREES 00 MINUTES 00 SECONDS EAST, 160.98 FEET; THENCE SOUTH 30 DEGREES 00 MINUTES 00 SECONDS WEST, PERPENDICULAR TO THE LAST DESCRIBED LINE, 17.69 FEET TO THE POINT OF INTERSECTION WITH THE SOUTHWESTERLY LINE OF LOT 4 AFORESAID; THENCE NORTH 60 DEGREES 00 MINUTES 00 SECONDS WEST, ALONG SAID SOUTHWESTERLY LINE, 160.98 FEET TO THE HEREINABOVE DESIGNATED POINT OF BEGINNING, SAID PARCEL HAVING AS A LOWER LIMIT A HORIZONTAL PLANE OF ELEVATION +758.58 FEET (NATIONAL GEODETIC SURVEY DATUM) AND HAVING AS AN UPPER LIMIT A HORIZONTAL PLANE OF ELEVATION +775.58 FEET (NATIONAL GEODETIC SURVEY DATUM), IN DUPAGE COUNTY, ILLINOIS

      ALSO EXCEPT THAT PART OF THE FOLLOWING DESCRIBED TRACT LYING WITHIN LOT 4 DESCRIBED AS FOLLOWS:

      THAT PART OF LOTS 2 AND 4 IN YORKTOWN, BEING A SUBDIVISION OF PART OF
      SECTION 29, TOWNSHIP 39 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED SEPTEMBER 27, 1968 AS DOCUMENT R68-44972 DESCRIBED AS FOLLOWS:

      COMMENCING AT THE SOUTHWEST CORNER OF LOT 2 IN PEHRSON SECOND RESUBDIVISION OF LOTS 2 AND 3 IN THE RESUBDIVISION OF LOT 5 OF YORKTOWN (AFORESAID) ACCORDING TO THE PLAT THEREOF RECORDED SEPTEMBER 3, 1976 AS DOCUMENT R76-62393; THENCE NORTH 2 DEGREES 58 MINUTES 03 SECONDS WEST, ALONG THE EAST LINE OF THE AFORESAID LOT 4 IN

                                 (SEE ATTACHED)


                THIS POLICY VALID ONLY IF SCHEDULE B IS ATTACHED.
--------------------------------------------------------------------------------

                         CHICAGO TITLE INSURANCE COMPANY

                               LOAN POLICY (1992)
                             SCHEDULE A (CONTINUED)

                                                 POLICY NO.: 1410   009309419 UL
--------------------------------------------------------------------------------

      PEHRSON SECOND RESUBDIVISION, 217.86 FEET TO THE POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT; THENCE 611.59 FEET NORTHWESTERLY ALONG THE ARC OF A CIRCLE, TANGENT TO THE LAST DESCRIBED LINE, CONVEX NORTHEASTERLY, HAVING A RADIUS OF 518.00 FEET, AND WHOSE CHORD BEARS NORTH 36 DEGREES 47 MINUTES 29 SECONDS WEST, 576.68 FEET; THENCE NORTH 70 DEGREES 36 MINUTES 56 SECONDS WEST, ALONG A LINE TANGENT TO THE LAST DESCRIBED CURVE, 119.26 FEET; THENCE 265.51 FEET WESTERLY ALONG THE ARC OF A CIRCLE, TANGENT TO THE LAST DESCRIBED LINE, CONVEX NORTHERLY, HAVING A RADIUS OF 368.00 FEET, AND WHOSE CHORD BEARS SOUTH 88 DEGREES 42 MINUTES 54 SECONDS WEST, 259.79 FEET TO A POINT ON THE NORTHWESTERLY LINE OF THE AFORESAID LOT 2 IN YORKTOWN, SAID POINT BEING 105.99 FEET NORTHEASTERLY OF THE SOUTHEAST CORNER OF LOT 4 IN THE RESUBDIVISION OF LOT 1 IN YORKTOWN (AFORESAID) ACCORDING TO THE PLAT THEREOF RECORDED AUGUST 4, 1971 AS DOCUMENT R71-37751; THENCE NORTH 68 DEGREES 02 MINUTES 44 SECONDS EAST, ALONG A LINE TANGENT TO THE LAST DESCRIBED CURVE AND BEING THE NORTHWESTERLY LINE OF THE AFORESAID LOTS 2 AND 4 IN YORKTOWN, 604.01 FEET TO A CORNER IN THE NORTHERLY LINE OF LOT 4; THENCE SOUTH 89 DEGREES 57 MINUTES 16 SECONDS EAST, ALONG THE NORTH LINE OF LOT 4, A DISTANCE OF 120.00 FEET TO THE NORTHEAST CORNER OF SAID LOT; THENCE SOUTH 2 DEGREES 58 MINUTES 03 SECONDS EAST, ALONG THE EAST LINE OF LOT 4, A DISTANCE OF 722.27 FEET TO THE HEREINABOVE DESCRIBED POINT OF BEGINNING, IN DU PAGE COUNTY, ILLINOIS.

      PARCEL 2:

      THE RECIPROCAL AND NON-EXCLUSIVE RIGHTS, EASEMENTS AND PRIVILEGES OF USE, INGRESS AND EGRESS, PARKING AND FOR UTILITY AND OTHER PURPOSES CREATED AND GRANTED AS AN APPURTENANCE TO PARCELS 1, 3, 4 AND 7, AS DESCRIBED THEREIN, IN AND BY THAT CERTAIN RECIPROCAL CONSTRUCTION, OPERATION AND EASEMENT AGREEMENT DATED AUGUST 29, 1966 AND RECORDED SEPTEMBER 21, 1966 AS DOCUMENT R66-38010 AND AS AMENDED BY INSTRUMENT RECORDED SEPTEMBER 27, 1968 AS DOCUMENT R68-45002 BY AND BETWEEN LA SALLE NATIONAL BANK, A NATIONAL BANKING ASSOCIATION, AS TRUSTEE UNDER TRUST AGREEMENT DATED DECEMBER 10, 1965 AND KNOWN AS TRUST NUMBER 34500, HIGHLAND AVENUE CORPORATION, A CORPORATION OF DELAWARE, (BEING THE SUCCESSOR TO THE INTEREST OF CARSON PIRIE SCOTT & COMPANY), MONTGOMERY WARD REALTY CORPORATION, A CORPORATION OF DELAWARE, J. C. PENNEY COMPANY, A CORPORATION OF DELAWARE, AND WIEBOLDT STORES, INC., A CORPORATION OF ILLINOIS, AND VON MAUR, INC., BY TERMS OF SPECIAL WARRANTY DEED RECORDED MAY 18, 1993 AS DOCUMENT R93-099674, IN, ON, OVER, UPON AND UNDER A CERTAIN ADJOINING REAL PROPERTY THEREIN MORE PARTICULARLY DESCRIBED, TOGETHER WITH ALL OF THE RIGHTS, POWERS, PRIVILEGES AND BENEFITS UNDER SAID RECIPROCAL AGREEMENT ACCRUING TO THE OWNER OF SAID PARCELS 1, 3 AND 4, AS DESCRIBED THEREIN, ITS SUCCESSORS, LEGAL REPRESENTATIVES AND ASSIGNS.

      PARCEL 3:

      LOT 2 OF PEHRSON'S RESUBDIVISION OF LOTS 1 AND 2 IN THE RESUBDIVISION OF LOT 1 IN YORKTOWN, BEING A SUBDIVISION OF PART OF SECTION 29, TOWNSHIP 39 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SAID PEHRSON'S RESUBDIVISION RECORDED SEPTEMBER 30, 1975 AS DOCUMENT R75-52797, IN DUPAGE COUNTY, ILLINOIS

      PARCEL 3A:

      EASEMENT FOR THE BENEFIT OF PARCEL 3 AS CREATED BY EASEMENT AGREEMENT FROM LASALLE


                THIS POLICY VALID ONLY IF SCHEDULE B IS ATTACHED.
--------------------------------------------------------------------------------

                         CHICAGO TITLE INSURANCE COMPANY

                               LOAN POLICY (1992)
                             SCHEDULE A (CONTINUED)

                                                 POLICY NO.: 1410   009309419 UL
--------------------------------------------------------------------------------

      NATIONAL BANK, NOT INDIVIDUALLY, BUT AS TRUSTEE UNDER TRUST AGREEMENT DATED OCTOBER 13, 1968 AND KNOWN AS TRUST NUMBER 37181 TO LASALLE NATIONAL BANK, NOT INDIVIDUALLY BUT AS TRUSTEE UNDER TRUST AGREEMENT DATED JUNE 4, 1970 AND KNOWN AS TRUST NUMBER 40909 DATED MARCH 17, 1975, RECORDED APRIL 29, 1975 AS DOCUMENT R75-18411 AND AMENDMENT TO EASEMENT DATED OCTOBER 28, 1976 AND RECORDED NOVEMBER 1, 1976 AS DOCUMENT R76-79179, FOR INGRESS AND EGRESS FOR THE PASSAGE OF VEHICLES (BUT IN NO EVENT FOR THE PARKING THEREOF) AND THE PASSAGE AND THE ACCOMMODATION OF PEDESTRIANS IN, TO, OVER, UNDER AND ACROSS THE REAL ESTATE DESCRIBED AS FOLLOWS:

      THAT PART OF LOT 3, IN THE RESUBDIVISION OF LOT 1 IN YORKTOWN BEING A SUBDIVISION OF PART OF SECTION 29, TOWNSHIP 39 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING WEST OF THE FOLLOWING DESCRIBED LINES:

      COMMENCING AT A POINT ON THE SOUTH LINE OF SAID LOT, SAID POINT BEING
      52.00 FEET EAST OF THE SOUTHWEST CORNER THEREOF; THENCE NORTH ALONG A LINE DRAWN PERPENDICULARLY WITH SAID SOUTH LINE 155.738 FEET TO THE POINT OF INTERSECTION WITH A LINE DRAWN 26.00 FEET (MEASURED PERPENDICULARLY) SOUTHEASTERLY OF AND PARALLEL WITH THE NORTHWESTERLY LINE OF SAID LOT; THENCE NORTHEASTERLY ALONG SAID PARALLEL LINE 262.372 FEET TO THE NORTH LINE OF SAID LOT 3, ACCORDING TO THE PLAT OF RESUBDIVISION OF LOT 1 IN YORKTOWN RECORDED AUGUST 4, 1971 AS DOCUMENT R71-37751, IN DUPAGE COUNTY, ILLINOIS

      PARCEL 4:

      LOT 1 IN PEHRSON SECOND RESUBDIVISION OF LOTS 2 AND 3 IN THE RESUBDIVISION OF LOT 5 OF YORKTOWN, BEING A SUBDIVISION OF PART OF SECTION 29, TOWNSHIP 39 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SAID PEHRSON SECOND RESUBDIVISION RECORDED SEPTEMBER 3, 1976 AS DOCUMENT R76-62393, IN DUPAGE COUNTY, ILLINOIS

      PARCEL 5:

      LOT 1 IN THE RESUBDIVISION OF LOT 5 OF YORKTOWN, BEING A SUBDIVISION OF PART OF SECTION 29, TOWNSHIP 39 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED AUGUST 4, 1971 AS DOCUMENT R71-37779, IN DUPAGE COUNTY, ILLINOIS.

      PARCEL 6:

      LOT 1 OF PEHRSON'S RESUBDIVISION OF LOTS 1 AND 2 IN THE RESUBDIVISION OF LOT 1 IN YORKTOWN, BEING A SUBDIVISION OF PART OF SECTION 29, TOWNSHIP 39 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SAID PEHRSON'S RESUBDIVISION RECORDED SEPTEMBER 30, 1975 AS DOCUMENT R75-52797, IN DUPAGE COUNTY, ILLINOIS


                THIS POLICY VALID ONLY IF SCHEDULE B IS ATTACHED.
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                            FLOOR PLAN - UPPER LEVEL

                               [GRAPHIC OMITTED]

                            FLOOR PLAN - LOWER LEVEL

REGIONAL MALL SALE #1


Name:                               Towne East Mall

Location:                           Mesquite, Texas

Sale Date:                          Pending

Interest Sold:                      Leased Fee

Seller:                             Grosvenor International

Buyer:                              REIT

Land Area:                          102 acres

Description of Improvements

   Total GLA Sold:                    426,000  Square Feet

   Enclosed Mall Area:                426,000
   Anchors     Dillard's              206,300
               Foley's                190,200
               JC Penney              190,100
               Sears                  190,100
               Miscellaneous           45,300
                                    ---------
               Anchor Total           822,000
   Total GLA:                       1,248,000  Square Feet
                                    =========


Year Constructed:                   1971/1996

Sale price:                         $112,500,000

Sale Terms:                         Assumed cash.

Price per Square Foot:              $264

Income Data
   Net Operating Income:            $9,900,000 ($23.24 per square foot)
   Retail Sales:                    $300 per square foot of enclosed mall

Financial Indicators
   OAR:                             8.8%
   Sale-to-price Ratio:             0.88:1
   Internal Rate of Return:         N/A

Remarks: Mall stores were 93 percent occupied at the time of sale. The NOI is based on the reported OAR.

REGIONAL MALL SALE #2

Name:                               Silver Lake Mall

Location:                           Coeur d'Alene, Idaho

Sale Date:                          June 1997

Interest Sold:                      Leased Fee (70%)

Seller:                             Roebbelen Engineering, Inc.

Buyer:                              JP Realty, Inc.

Land Area:                          31 Acres

Description of Improvements
   Total GLA Sold:                  324,300   Square Feet

   Enclosed Mall Area:              113,400
   Anchors     Lamont                   ---
               Sears                 51,600
               JC Penney             49,500
               Emporium              43,400
                                    -------
               Anchor Total         210,900
   Total GLA:                       324,300   Square Feet
                                    =======

Year Constructed:                   1989

Sale price:                         $38,000,000 (100% interest)
                                    $27,000,000 (70% interest sold)

Sale Terms: The consideration consisted of 72,000 units of limited partner interest in Price Development Company ($1,863,000); assumption of debt $24,755,000; $9,000,000 in revolving debt, and $12,936,000 cash.

Price per Square Foot:              $117

Income Data
   Net Operating Income:            $2,473,370 ($8.46 per square foot)
   Retail Sales:                    N/A

Financial Indicators
   OAR:                             6.51 percent
   Sale-to-price Ratio:             N/A
   Internal Rate of Return:         N/A

Remarks: The mall was reportedly 99.4 percent occupied at the time of sale. JP Realty was managing the mall for the seller. Sears will expand to 95,000 square feet. This is a dominant mall in its area.

REGIONAL MALL SALE #3

Name:                               Visalia Mall

Location:                           Visalia, California

Sale Date:                          June 1997

Interest Sold:                      Leased Fee

Seller:                             Connecticut General Life

Buyer:                              JP Realty, Inc.

Land Area:                          28 acres

Description of Improvements
   Total GLA Sold:                  439,500   Square Feet

   Enclosed Mall Area:              265,000
   Anchors     Gottschalk's          74,600
               JC Penney             99,100
                                    -------
               Anchor Total         173,700
   Total GLA:                       439,500   Square Feet
                                    =======


Year Constructed:                   1963, 1989 and 1995

Sale price:                         $38,000,000

Sale Terms:                         $37,000,000 third-party financing, $593,000
                                    cash, and $407,000 tax-free exchange.

Price per Square Foot:              $86.46

Income Data
   Net Operating Income:            $3,910,730 ($8.90 per square foot)
   Retail Sales:                    N/A

Financial Indicators
   OAR:                             10.3%
   Sale-to-price Ratio:             N/A
   Internal Rate of Return:         N/A

Remarks: At the time of sale, the mall was 95.3 percent occupied (88.2% mall shops). The mall is a dominant mall in the area.

REGIONAL MALL SALE #4

Name:                               South Towne Mall and Power Center

Location:                           NEC 10600 South and I-15
                                    Sandy, Utah

Sale Date:                          March 1997

Interest Sold:                      Leased Fee

Seller:                             Zell/Merrill Lynch R.E. Opportunity Partners

Buyer:                              Macerich Company

Land Area:                          104 Acres

Description of Improvements
   Total GLA Sold:                  995,900   Square Feet

   Enclosed Mall Area:              434,000
   Anchors     JC Penney             99,200
               Mervyn's              82,700
               Target               171,800
               ZCMI                 198,200
                                    -------
               Anchor Total         561,900
   Total GLA:                       995,000   Square Feet
                                    =======


Year Constructed:                   1986, 1992 and 1994

Sale price:                         $98,000,000

Sale Terms:                         The debt assumed bears an interest rate of
                                    LIBOR plus 1.75 percent. Purchase included an assumption of existing debt totaling
                                    $47,000,000 with the balance of $51,000,000
                                    paid in cash.

Price per Square Foot:              $98.40

Income Data
   Net Operating Income:            $8,400,000 ($8.43 per square foot)
   Retail Sales:                    $249 per square foot

Financial Indicators
   OAR:                             8.6%
   Sale-to-price Ratio:             0.91:1
   Internal Rate of Return:         N/A

Remarks: Several out-parcel and pad sites were included, but no value is allocated to the pad sites. A Dillard's (212,000 sf) and enclosed mall expansion (27,000 sf) were under construction. The mall will total 1,234,900 square feet when these areas are open, but no allocation of the purchase price was made for the yet-to-be-completed improvements. The enclosed mall shops were 83 percent leased when sold.

REGIONAL MALL SALE #5

Name:                               Valley Fair Mall

Location:                           3601 South 2700 West
                                    West Valley City, Utah

Sale Date:                          December 1996

Interest Sold:                      Leased Fee

Seller:                             Valley Fair Shopping Center, Inc.

Buyer:                              Excel Realty Trust

Land Area:                          54 acres

Description of Improvements
   Total GLA Sold:                  608,000   Square Feet

   Enclosed Mall Area:              264,400
   Anchors     JC Penney            141,000
               Mervyn's              91,000
               CMI                  111,500
                                    -------
               Anchor Total         343,600
   Total GLA:                       608,000   Square Feet
                                    =======


Year Constructed:                   1970/1986/1987

Sale price:                         $37,300,000

Sale Terms: Excel REITs 1996 annual report states that $17,900,000 was financed with an existing 7.6 percent mortgage using about 50 percent leverage.

Price per Square Foot:              $61.35

Income Data
   Net Operating Income:            $4,140,000 ($6.81 per square foot)
   Retail Sales:                    $250 per square foot of enclosed mall

Financial Indicators
   OAR:                             11.1%
   Sale-to-price Ratio:             0.56:1 (based on enclosed mall sales)
   Internal Rate of Return:         N/A

Remarks: The property was 85 percent occupied at the time of sale. A fourth anchor is planned. Additionally, 6 pad sites and four acres of excess land were included in the sale; however, no allocation is made for the value of the excess land.

REGIONAL MALL SALE #6

Name:                               Old Orchard Shopping Center

Location:                           Skokie, Illinois

Sale Date:                          December 1996

Interest Sold:                      Leased Fee

Seller:                             Zell/Merrill Lynch II

Buyer:                              Urban Retail Properties Co.

Land Area:                          N/A

Description of Improvements

   Total GLA Sold:                    630,000  Square Feet

   Enclosed Mall Area:                630,000
   Anchors     Nordstrom's                ---
               Bloomingdale's             ---
               Lord & Taylor          115,500
               Saks 5th Avenue        103,300
               Marshall Field's       446,000
                                    ---------
               Anchor Total         1,211,000
   Total GLA:                       1,841,000  Square Feet
                                    =========

Year Constructed:                   1956/1995

Sale price:                         $266,000,000

Sale Terms:                         Reported price included $106 million cash
                                    and $160 million of existing debt.

Price per Square Foot:              $421

Income Data
   Net Operating Income:            $21,546,000 ($34.20 per square foot)
   Retail Sales:                    $310 per square foot of mall shops

Financial Indicators
   OAR:                             8.1%
   Sale-to-price Ratio:             1.56:1
   Internal Rate of Return:         N/A

Remarks: This upscale property was 88 percent occupied at the time of sale. The mall underwent a major expansion and renovation in 1995. NOI is based on the reported OAR of
                                    8.1 percent.

REGIONAL MALL SALE #7

Name:                             St. Clair Square

Location:                         Fairview Heights, Illinois

Sale Date:                        November 1996

Interest Sold:                    Leased Fee and Leasehold

Seller:                           Prudential Real Estate

Buyer:                            CBL & Associates Properties

Land Area:                        89 acres (20 acres ground leased through 2071)

Description of Improvements

   Total GLA Sold:                  280,000  Square Feet

   Enclosed Mall Area:              280,000
   Anchors     Dillard's            170,000
               Famous-Barr          236,000
               JC Penney            164,000
               Sears                169,000
               Out-Parcels           35,000
                                  ---------
               Anchor Total         774,000
   Total GLA:                     1,044,000  Square Feet
                                  =========

Year Constructed:                 1978/1992

Sale price:                       $86,400,000

Sale Terms:                       Not disclosed.

Price per Square Foot:            $309

Income Data
   Net Operating Income:          $7,733,000 ($27.62 per square foot)
   Retail Sales:                  $330 per square foot

Financial Indicators
   OAR:                           8.65%
   Sale-to-price Ratio:           0.94:1
   Internal Rate of Return:       11.0%

Remarks: The mall was 94 percent occupied at the time of sale. The mall is a primary retail destination for the St. Louis MSA population located east of the Mississippi River.

REGIONAL MALL SALE #8

Name:                             Park Mall

Location:                         Tucson, Arizona

Sale Date:                        October 1996

Interest Sold:                    Leased Fee

Seller:                           K-GAM

Buyer:                            General Growth Properties, Inc.

Land Area:                        75 Acres (63 acres for mall, 12 acres excess)

Description of Improvements

   Total GLA Sold:                447,300  Square Feet

   Enclosed Mall Area:            348,200  Sold
   Anchors     Sears              255,500
               Macy's             157,200
               Dillard's           99,100  Sold
               Sears              190,100
                                  -------
               Anchor Total       511,800
   Total GLA:                     860,000  Square Feet
                                  =======

Year Constructed:                 1974

Sale price:                       $50,000,000

Sale Terms:                       $25 million in shares of common stock and
                                  $25 million in cash. The motivation of the seller was in question. The mall was controlled by the estate of Joseph Kivel who was recently deceased. The mall was debt free, but the family of Mr. Kivel did not want to continue to operate the mall, choosing to place it on the market.

Price per Square Foot:            $112

Income Data
   Net Operating Income:          $5,000,000 ($11.18 per square foot)
   Retail Sales:                  $225 per square foot (mall shops)

Financial Indicators
   OAR:                           10.0%
   Sale-to-price Ratio:           0.64:1
   Internal Rate of Return:       N/A

Remarks: This is one of two malls in the Tuscon area but is not the more dominate of the two. The buyer intends to add two anchors and a small amount of shop GLA. The mall shops were 85 percent occupied at the time of sale. The mall was in excellent condition but had never had a major renovation. The 12 acres of excess land were landlocked at the rear of the site and, no value was ascribed to it by the buyer.

REGIONAL MALL SALE #9

Name:                               Valley View Center

Location:                           Dallas, Texas

Sale Date:                          October 1996

Interest Sold:                      Leased Fee

Seller:                             LaSalle Partners

Buyer:                              The Macerich Company

Land Area:                          95 Acres

Description of Improvements

   Total GLA Sold:                    704,600  Square Feet

   Enclosed Mall Area:                471,600  Sold
   Anchors     Dillard's              298,500
               Foley's                298,400
               Sears                  265,000
               JC Penney              233,000  Sold
                                    ---------
               Anchor Total         1,095,000
   Total GLA:                       1,567,000  Square Feet
                                    =========

Year Constructed:                   1975/1993/1996

Sale price:                         $85,500,000

Sale Terms:                         Assumed cash.

Price per Square Foot:              $121

Income Data
   Net Operating Income:            $8,000,000 ($11.35 per square foot) 1996
                                    $7,700,000 ($10.93 per square foot) 1995
   Retail Sales:                    $228 per square foot (enclosed mall)

Financial Indicators
   OAR:                             9.36% - 1996 NOI
                                    9.00% - 1995 NOI
   Sale-to-price Ratio:             0.80:1
   Internal Rate of Return:         N/A

Remarks: This is the largest mall in the Dallas/Fort Worth area, and has a fashion orientation. The center's mall shops were 85 percent occupied at the time of sale. The NOI shown is as projected for 1996, but the 1995 NOI was $7,700,000 which indicates an OAR of 9.0 percent. The buyer anticipated a significant upside potential by increasing the occupancy. JC Penney is a new lease in the mall in a space that was vacant for an extended period of time.

REGIONAL MALL SALE #10

Name:                               Paseo Nuevo

Location:                           Santa Barbara, California

Sale Date:                          June 1996

Interest Sold:                      Leasehold

Seller:                             JMB Realty Corporation

Buyer:                              Taubman Realty

Land Area:                          12 Acres

Description of Improvements

   Total GLA Sold:                  158,120  Square Feet

   Enclosed Mall Area:              158,120
   Anchors     The Broadway         132,600
               Nordstrom's          165,400
                                    -------
               Anchor Total         298,000
   Total GLA:                       456,120  Square Feet
                                    =======

Year Constructed:                   1990

Sale price:                         $37,000,000

Sale Terms:                         Assumed cash to seller

Price per Square Foot:              $236

Income Data
   Net Operating Income:            $3,810,000 ($24.10 per square foot)
   Retail Sales:                    $340 per square foot (enclosed mall)

Financial Indicators
   OAR:                             10.3%
   Sale-to-price Ratio:             0.69:1
   Internal Rate of Return:         N/A

Remarks: At the time of sale the mall shops were 88 percent occupied. This is an unenclosed mall of quality. The high first year return is reflective of the leasehold interest being acquired (with stipulated ground rent payments reportedly limiting the buyer's upside potential) and a few small environment and engineering issues. This is the buyer's analysis.

REGIONAL MALL SALE #11

Name:                               Grand Teton Mall

Location:                           Idaho Falls, Idaho

Sale Date:                          April 1996

Interest Sold:                      Leased Fee

Seller:                             Equiteton Associates

Buyer:                              J.R. Realty Inc.

Land Area:                          58 Acres

Description of Improvements

   Total GLA Sold:                  521,000  Square Feet

   Enclosed Mall Area:              195,500
   Anchors     Bon Marche            62,200
               JC Penney             66,800
               Sears                 73,500
               ZCMI                 123,000
                                    -------
               Anchor Total         325,500
   Total GLA:                       521,000  Square Feet
                                    =======

Year Constructed:                   1984/1990

Sale price:                         $34,375,000

Sale Terms:                         Assumed cash.

Price per Square Foot:              $65.98

Income Data
   Net Operating Income:            $3,520,000 ($6.76 per square foot)
   Retail Sales:                    $240 per square foot (enclosed mall)

Financial Indicators
   OAR:                             10.24%
   Sale-to-price Ratio:             0.73:1
   Internal Rate of Return:         N/A

Remarks: At the time of sale the mall was 85 percent occupied. The marketability of this mall was affected by its 2nd to 3rd tier status. Also, 1/3 of the employment base of the area comes from the National Energy Laboratory and investors were concerned about a potential downsizing of the operation.

REGIONAL MALL SALE #12

Name:                               Charlestowne Mall

Location:                           St. Charles, Illinois

Sale Date:                          April 1996

Interest Sold:                      Leased Fee (32% interest)

Seller:                             Charwill Associates

Buyer:                              Ivenhoe Equities

Land Area:                          80.3 Acres

Description of Improvements

   Total GLA Sold:                  744,900  Square Feet

   Enclosed Mall Area:              315,300  Sold
   Anchors   Carson Pirie Scott     141,800  Sold
             JC Penney               99,600  Sold
             Sears                   98,200  Sold
             Regal Cinema            90,000  Sold
             Kohl's                  80,000
                                    -------
             Anchor Total           509,600
   Total GLA:                       824,900  Square Feet
                                    =======

Year Constructed:                   1991/1993/1995

Sale price:                         $85,000,000 (100% interest)

Sale Terms:                         All cash

Price per Square Foot:              $114 Total sold (744,900 sq.ft.)
                                    $270 Enclosed mall (315,300 sq.ft.)

Income Data
   Net Operating Income:            $8,125,000 ($10.91 per square foot)
                                      - enclosed mall
   Retail Sales:                    $202 per square foot (total mall)

Financial Indicators
   OAR:                             9.6%
   Sale-to-price Ratio:             0.56:1
   Internal Rate of Return:         12.0

Remarks: Buyer purchased 32 percent of the available equity for $27,172,000. A deal pending with Regal Cinema which would provide about $1.4 million in annual rent is not reflected in the NOI. The mall shops were reported to be about 79 percent occupied at the time of sale.

                            YORKTOWN SHOPPING CENTER
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
#  1-SUITE 146             1       1,280       6/97       5/07            -                22.50       28,800         7.00
AEROSOLES                  -                                                     6/98      30.00       38,400
                                                                                 6/00      32.00       40,960
                                                                                 6/04      34.00       43,520

#  2-SUITE FC5             2       2,529      12/93      12/01            -                25.00       63,225        25.00
ALADDIN'S CASTLE           -                                                     1/00      26.00       65,754



#  3-SUITE 158             1       5,171       1/97      12/97            -                17.98       92,975         6.00
AMERICAN EAGLE             -



#  4-SUITE 215             1       3,146       1/92       1/02            -                33.00      103,818         8.00
AMY'S HALLMARK             -                                                     1/98      37.00      116,402
                                                                                 1/00      39.00      122,694


#  5-SUITE FC1A            2         329      11/93      12/03            -               109.42       35,999        12.00
AUNTIE ANNIE'S             -



#  6-SUITE 113             1       3,000       9/82       1/98            -                 0.00            0         6.00
B.DALTON BOOKSELLR         -



#  7-SUITE 165             1       5,058       9/86       1/00            -                20.86      105,510         5.00
BACHRACH'S



#  8-SUITE 104             1       4,060       7/89       1/99            -                 5.00       20,300         3.50
BARRETT, INC.              -                                                     1/98      13.28       53,917





                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
#  1-SUITE 146          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
AEROSOLES                                                  RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#  2-SUITE FC5          UNLIMITED                   253    RECOVERABLE TAX                    ZERO
ALADDIN'S CASTLE                           1/00     263    RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#  3-SUITE 158          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
AMERICAN EAGLE                                             RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#  4-SUITE 215          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
AMY'S HALLMARK                                             RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#  5-SUITE FC1A         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
AUNTIE ANNIE'S                                             RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#  6-SUITE 113          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
B.DALTON BOOKSELLR                                         RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#  7-SUITE 165          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
BACHRACH'S                                                 RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#  8-SUITE 104          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
BARRETT, INC.                                              RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
#  9-SUITE 266             1       7,413      12/97      12/07            -                21.00      155,673
BATH AND BODY HOME         -



# 10-SUITE 136             1       1,765       5/87      12/97            -                35.00       61,775
BOMBAY CO.                 -



# 11-SUITE 234             1       1,933       1/94      12/03            -                30.00       57,990
BOUDIN BAKERY              -                                                     1/01      34.00       65,722



# 12-SUITE 158             1         825       1/92      12/00            -                44.00       36,300
BRESLER'S                  -



# 13-SUITE 2660            1       1,428       6/97      12/01            -                30.93       44,168
CAR-LENE RESEARCH          -                                                     1/99      33.08       47,238
                                                                                 1/01      34.36       49,066


# 14-SUITE 258             1       4,500       8/94       1/06            -                24.13      108,585
CASUAL CORNER              -                                                     2/99      25.00      112,500
                                                                                 2/04      26.00      117,000


# 15-SUITE 207             1       6,170       5/94       4/04            -                18.00      111,060
CHAMPS SPORTS                                                                    1/99      20.00      123,400
                                                                                 1/02      22.00      135,740


# 16-SUITE FC9             2         612       2/94       2/04            -                71.90       44,003
CHICAGO HOT DOG            -                                                     2/00      78.43       47,999





                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
#  9-SUITE 266          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
BATH AND BODY HOME                                         RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 10-SUITE 136          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
BOMBAY CO.                                                 RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 11-SUITE 234          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
BOUDIN BAKERY                                              RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 12-SUITE 158          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
BRESLER'S                                                  RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 13-SUITE 2660         -                             -    RECOVERABLE TAX                    ZERO
CAR-LENE RESEARCH                                          RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 14-SUITE 258          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
CASUAL CORNER                                              RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 15-SUITE 207          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
CHAMPS SPORTS                                              RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 16-SUITE FC9          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
CHICAGO HOT DOG                                            RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
# 17-SUITE 162             1      11,960       8/97       1/98            -                 5.02       60,039        -
CHRISTMAS ON MALL          -



# 18-SUITE FC12            2         593      12/93      12/01            -                67.45       39,998        8.00
CINNABON                   -



# 19-SUITE 148             1       1,354       9/93       1/01            -                65.00       88,010        8.00
CLAIRE'S BOUTIQUE          -



# 20-SUITE OUTLOT          5       4,800       6/82      12/00            -                17.58       84,384
COLE TAYLOR BANK           -



                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
# 17-SUITE 162          -                             -    RECOVERABLE TAX                    ZERO
CHRISTMAS ON MALL                                          RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 18-SUITE FC12         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
CINNABON                                                   RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 19-SUITE 148          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
CLAIRE'S BOUTIQUE                                          RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 20-SUITE OUTLOT       -                             -    NONE
COLE TAYLOR BANK

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
                                                                      1-324                18.20       87,360
                                                                                 1/02      18.84       90,418
                                                                                 1/03      19.50       93,582
                                                                                 1/04      20.18       96,858
                                                                                 1/05      20.88      100,248
                                                                                 1/06      21.62      103,756
                                                                                 1/07      22.37      107,388
                                                                                 1/08      23.16      111,146
                                                                                 1/09      23.97      115,036
                                                                                 1/10      24.80      119,063
                                                                                 1/11      25.67      123,230
                                                                                 1/12      26.57      127,543
                                                                                 1/13      27.50      132,007
                                                                                 1/14      28.46      136,627
                                                                                 1/15      29.46      141,409
                                                                                 1/16      30.49      146,358
                                                                                 1/17      31.56      151,481
                                                                                 1/18      32.66      156,783
                                                                                 1/19      33.81      162,270
                                                                                 1/20      34.99      167,950
                                                                                 1/21      36.21      173,828
                                                                                 1/22      37.48      179,912
                                                                                 1/23      38.79      186,209
                                                                                 1/24      40.15      192,726
                                                                                 1/25      41.56      199,471
                                                                                 1/26      43.01      206,453
                                                                                 1/27      44.52      213,679



                          CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT                (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------   ---------        ---------------   -----------------  ----------   -----------
                         -                             -    NONE

                            YORKTOWN SHOPPING CENTER
                              LEASE ABSTRACT REPORT
                           FOR TENANTS 21 THROUGH 138

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
# 21-SUITE ATM             1          34      10/94       9/28            -               294.00        9,996        -
COLE TAYLOR- ATM           -                                                    10/97     299.88       10,196
                                                                                10/98     305.88       10,400
                                                                                10/99     312.00       10,608
                                                                                10/00     318.24       10,820
                                                                                10/01     324.60       11,036
                                                                                10/02     331.09       11,257
                                                                                10/03     337.71       11,482
                                                                                10/04     344.47       11,712
                                                                                10/05     351.36       11,946
                                                                                10/06     358.38       12,185
                                                                                10/07     365.55       12,429
                                                                                10/08     372.86       12,677
                                                                                10/09     380.32       12,931
                                                                                10/10     387.93       13,190
                                                                                10/11     395.69       13,453
                                                                                10/12     403.60       13,722
                                                                                10/13     411.67       13,997
                                                                                10/14     419.90       14,277
                                                                                10/15     428.30       14,562
                                                                                10/16     436.87       14,854
                                                                                10/17     445.61       15,151
                                                                                10/18     454.52       15,454
                                                                                10/19     463.61       15,763
                                                                                10/20     472.88       16,078
                                                                                10/21     482.34       16,399
                                                                                10/22     491.98       16,727
                                                                                10/23     501.82       17,062
                                                                                10/24     511.86       17,403
                                                                                10/25     522.10       17,751
                                                                                10/26     532.54       18,106



                          CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT                (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------   ---------        ---------------   -----------------  ----------   -----------
# 21-SUITE ATM              -                    -          RECOVERABLE TAX                    ZERO
COLE TAYLOR- ATM                                            RECOVERABLE INS.                   ZERO
                                                            ICAM -MAJOR + 15%                  ZERO
                                                            ECAM COMBO + 15%                   ZERO

                            YORKTOWN SHOPPING CENTER
                              LEASE ABSTRACT REPORT
                           FOR TENANTS 23 THROUGH 138

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
# 23-SUITE FC1             2         393      10/93      10/03            -                89.06       35,001
DAIRY QUEEN                -                                                    11/00     101.78       40,000



# 24-SUITE 170             1       2,118      10/96      12/06            -                27.10       57,398
DECK THE WALLS             -                                                     1/00      30.82       65,277
                                                                                 1/04      34.35       72,753


# 25-SUITE 224             1         800      11/18      12/98            -                37.40       29,920
DESMOND'S                  -



# 26-SUITE 159             1       6,432       4/96       4/06            -                22.00      141,504
DISNEY STORE               -                                                     1/02      24.00      154,368



# 27-SUITE 138             1       1,280       8/91       5/01            -                40.00       51,200
DOLCIS                     -



# 28-SUITE 231             1       1,375       4/95      12/04            -                40.00       55,000
EASY SPIRIT                -                                                     1/98      42.00       57,750
                                                                                 1/02      44.00       60,500


# 29-SUITE 157B            1       3,620       7/96      12/05            -                20.72       75,006
EGG HARBOR CAFE            -                                                     1/98      18.65       67,513



# 30-SUITE 125             1       1,280       6/87      12/01            -                58.59       74,995
ELECTRONICS BOUTIQ         -





                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
# 23-SUITE FC1          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
DAIRY QUEEN                                                RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 24-SUITE 170          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
DECK THE WALLS                                             RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 25-SUITE 224          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
DESMOND'S                                                  RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 26-SUITE 159          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
DISNEY STORE                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 27-SUITE 138          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
DOLCIS                                                     RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 28-SUITE 231          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
EASY SPIRIT                                                RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 29-SUITE 157B         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
EGG HARBOR CAFE                                            RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 30-SUITE 125          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
ELECTRONICS BOUTIQ                                         RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
# 31-SUITE 235             1       2,073      11/87      12/08            -                33.00       68,409
EMPORIUM LUGGAGE           -                                                     1/01      36.00       74,628
                                                                                 1/05      39.00       80,847


# 32-SUITE 273             1      15,719       6/94       5/06            -                14.25      223,996
EVANS FURS                 -



# 33-SUITE 120             1      10,110       9/91       1/07            -                20.00      202,200
EXPRESS INC.               -                                                    10/01      22.00      222,420



# 34-SUITE 168             1       1,401       9/93       8/03            -                32.85       46,023
EXPRESSLY PORTRAIT         -



# 35-SUITE 173A            1       3,000       2/97      12/01            -                15.00       45,000
EYE STOP                   -



# 36-SUITE 225             1         956      12/92      12/00            -                65.00       62,140
FANNIE MAY                 -



# 37-SUITE OUTLOT          5       9,217       1/68       5/00            -                 2.66       24,517
FIRESTONE                  -



                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
# 31-SUITE 235          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
EMPORIUM LUGGAGE                                           RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 32-SUITE 273          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
EVANS FURS                                                 RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 33-SUITE 120          UNLIMITED               NATURAL    RECOVERABLE INS.                   ZERO
EXPRESS INC.                                               RECOVERABLE TAX                    ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 34-SUITE 168          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
EXPRESSLY PORTRAIT                                         RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 35-SUITE 173A         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
EYE STOP                                                   RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 36-SUITE 225          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
FANNIE MAY                                                 RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 37-SUITE OUTLOT       -                             -    NONE
FIRESTONE

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
                                                                      1-331                 2.75       25,347
                                                                                 1/01       2.85       26,234
                                                                                 1/02       2.95       27,152
                                                                                 1/03       3.05       28,102
                                                                                 1/04       3.16       29,086
                                                                                 1/05       3.27       30,104
                                                                                 1/06       3.38       31,158
                                                                                 1/07       3.50       32,248
                                                                                 1/08       3.62       33,377
                                                                                 1/09       3.75       34,545
                                                                                 1/10       3.88       35,754
                                                                                 1/11       4.01       37,005
                                                                                 1/12       4.16       38,301
                                                                                 1/13       4.30       39,641
                                                                                 1/14       4.45       41,029
                                                                                 1/15       4.61       42,465
                                                                                 1/16       4.77       43,951
                                                                                 1/17       4.94       45,489
                                                                                 1/18       5.11       47,081
                                                                                 1/19       5.29       48,729
                                                                                 1/20       5.47       50,435
                                                                                 1/21       5.66       52,200
                                                                                 1/22       5.86       54,027
                                                                                 1/23       6.07       55,918
                                                                                 1/24       6.28       57,875
                                                                                 1/25       6.50       59,901
                                                                                 1/26       6.73       61,997
                                                                                 1/27       6.96       64,167

# 38-SUITE 222             1       1,280       4/89      12/99            -                38.00       48,640
FLORSHIEM SHOES            -



# 39-SUITE 142             1       1,765       2/68       1/99            -                 6.75       11,914
FOOTACTION                 -



# 40-SUITE 131             1       1,667      12/95      12/97            -                25.00       41,675
FOOTLOCKER                 -





                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
                                                      -    NONE



# 38-SUITE 222          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
FLORSHIEM SHOES                                            RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 39-SUITE 142          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
FOOTACTION                                                 RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 40-SUITE 131          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
FOOTLOCKER                                                 RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
# 41-SUITE 114             1       2,350       5/95      12/00            -                30.00       70,500        5.00
FRANKLIN QUEST             -                                                     1/98      32.00       75,200
                                                                                 1/99      34.00       79,900


# 42-SUITE FC7             2         616      12/96      12/06            -               109.58       67,501       11.00
FRULLATI                   -                                                     1/02     121.75       74,998



# 43-SUITE 134             1       3,279       8/97       1/08            -                26.53       86,992        6.00
GADZOOKS                   -                                                     8/02      29.22       95,812



# 44-SUITE 250             1       5,603       2/93       5/05            -                27.00      151,281        5.00
GAP                                                                              6/99      30.00      168,090



# 45-SUITE 237             1       4,491      11/95       1/04            -                19.50       87,575        5.00
GAP KIDS                   -



# 46-SUITE 229             1       1,271       8/96      12/06            -                50.00       63,550        6.00
GARDEN BOTANIKA            -                                                     1/02      60.00       76,260



# 47-SUITE 201             1       1,300       1/93      12/02            -                29.40       38,220        7.00
GENERAL NUTRITION          -                                                     1/98      31.40       40,820



# 48-SUITE FC12A           2        512       10/96      12/06            -                78.13       40,003       12.00
GREAT AMER. COOKIE         -                                                     7/01      85.94       44,001





                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
# 41-SUITE 114          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
FRANKLIN QUEST                                             RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 42-SUITE FC7          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
FRULLATI                                                   RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 43-SUITE 134          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
GADZOOKS                                                   RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 44-SUITE 250          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
GAP                                                        RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 45-SUITE 237          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
GAP KIDS                                                   RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 46-SUITE 229          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
GARDEN BOTANIKA                                            RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 47-SUITE 201          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
GENERAL NUTRITION                                          RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 48-SUITE FC12A        UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
GREAT AMER. COOKIE                                         RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
# 49-SUITE FC10            2        612     11/93         9/03            -               132.35       80,998       12.00
GREAT STEAK & POTA         -



# 50-SUITE 157F            1      1,800       7/95       12/06            -                25.00       45,000        5.00
GYMBOREE                   -                                                     2/99      27.00       48,600
                                                                                 2/03      29.00       52,200


# 51-SUITE 203B            1      1,097       6/91       12/98            -                24.00       26,328         -
HEAKIN RESEARCH            -



# 52-SUITE 211             1      3,926       1/97       12/97            -                13.75       53,983        6.00
HEALTHRIDER                -



# 53-SUITE 116             1      4,005      11/93       12/04            -                18.11       72,531        6.00
KAYBEE TOYS                -



# 54-SUITE 254             1        946       7/95       12/02            -                40.00       37,840        6.00
KENNY G'S COFFEE           -                                                     1/98      42.00       39,732
                                                                                 1/01      44.00       41,624


# 55-SUITE 157C            1      6,045      12/95       12/05            -                 0.00            0        7.00
KERRY'S GRILL ROOM         -



# 56-SUITE 123             1      1,280       4/93        9/03            -                39.06       49,997        6.00
LADY FOOTLOCKER            -                                                     4/98      44.53       56,998





                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
# 49-SUITE FC10         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
GREAT STEAK & POTA                                         RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 50-SUITE 157F         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
GYMBOREE                                                   RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 51-SUITE 203B         -                             -    RECOVERABLE TAX                    ZERO
HEAKIN RESEARCH                                            RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 52-SUITE 211          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
HEALTHRIDER                                                RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 53-SUITE 116          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
KAYBEE TOYS                                                RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 54-SUITE 254          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
KENNY G'S COFFEE                                           RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 55-SUITE 157C         UNLIMITED                  ZERO    RECOVERABLE TAX                    ZERO
KERRY'S GRILL ROOM                                         RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 56-SUITE 123          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
LADY FOOTLOCKER                                            RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
# 57-SUITE 209             1      5,686       11/95        1/08            -               20.00      113,720        5.00
LANE BRYANT                -                                                     1/02      22.00      125,092



# 58-SUITE 265             1      3,324        9/86        1/98            -               20.33       67,577        7.00
LECHTERS                   -



# 59-SUITE 109             1      4,657        6/97        5/00            -                0.00            0        5.00
LERNER NY                  -          -



# 60-SUITE 223             1        506       11/96       12/06            -               84.98       43,000        6.00
LIDS                       -



# 61-SUITE 216             1     11,070       11/91        1/07            -               20.00      221,400        4.00
LIMITED                    -                                                    12/01      38.97      431,398



# 62-SUITE 152             1        816        9/93       12/03            -               73.53       60,000        6.00
LUNDSTROM JEWELERS         -                                                     1/99      75.66       65,003



# 63-SUITE 203             1      2,733        1/97       12/27            -                0.00            0          -
MANAGEMENT OFFICE          -

# 64-SUITE KIOSK           3        140       12/96       12/99            -              200.00       28,000        6.00
MARIO TRICOCI COSE         -                                                    11/97     395.00       55,300
                                                                                 1/98     228.57       32,000
                                                                                 1/99     257.00       35,980

# 65-SUITE 256             1      1,290        8/97        8/07            -               21.45       27,671        6.00
MARIO TRICOCI TOO          -                                                     7/02      48.32       62,333





                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
# 57-SUITE 209          UNLIMITED               NATURAL    RECOVERABLE INS.                   ZERO
LANE BRYANT                                                RECOVERABLE TAX                    ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 58-SUITE 265          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
LECHTERS                                                   RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 59-SUITE 109          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
LERNER NY                                                  RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 60-SUITE 223          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
LIDS                                                       RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 61-SUITE 216          UNLIMITED               NATURAL    RECOVERABLE INS.                   ZERO
LIMITED                                                    RECOVERABLE TAX                    ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 62-SUITE 152          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
LUNDSTROM JEWELERS                                         RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 63-SUITE 203          -                             -    NONE
MANAGEMENT OFFICE

# 64-SUITE KIOSK        UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
MARIO TRICOCI COSE                                         RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 65-SUITE 256          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
MARIO TRICOCI TOO                                          RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
# 66-SUITE 221             1     1,122        1/89       12/98            -               100.00      112,200        6.00
MARKS BROS. JEWELR         -



# 67-SUITE FC6             2      1,050      12/93       11/00            -                59.79       62,780        6.00
MCDONALD'S                 -



# 68-SUITE 154A            1       525        9/94       12/99            -                55.00       28,875        8.00
MERLE NORMAN               -



# 69-SUITE 210A            1       756        9/97       12/97            -                23.81       18,000          -
METRO TEES                 -



# 70-SUITE 217B            1       796       8/92         1/03            -                33.00       26,268        6.00
MOTHERHOOD MATERN          -                                                     1/99      36.00       28,656



# 71-SUITE 121             1       600        1/97       12/04            -                70.00       42,000        8.00
MRS. FIELD'S COOKI         -                                                     1/98      75.00       45,000
                                                                                 1/02      80.00       48,000


# 72-SUITE 107             1     3,000        4/97       12/97            -                 0.00            0       15.00
MURRAY'S IRISH OUT         -



# 73-SUITE 133             1       2,835     1/98         4/07            -                29.00       82,215        6.00
NATURAL WONDERS            -





                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
# 66-SUITE 221          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
MARKS BROS. JEWELR                                         RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 67-SUITE FC6          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
MCDONALD'S                                                 RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 68-SUITE 154A         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
MERLE NORMAN                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 69-SUITE 210A         -                             -    RECOVERABLE TAX                    ZERO
METRO TEES                                                 RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 70-SUITE 217B         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
MOTHERHOOD MATERN                                          RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 71-SUITE 121          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
MRS. FIELD'S COOKI                                         RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 72-SUITE 107          UNLIMITED                  ZERO    RECOVERABLE TAX                    ZERO
MURRAY'S IRISH OUT                                         RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 73-SUITE 133          UNLIMITED                 1,049    RECOVERABLE TAX                    ZERO
NATURAL WONDERS                                            RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
# 74-SUITE 238             1     1,865        2/93       12/01            -                30.00       55,950       10.00
NATURALIZER                -                                                     1/99      35.00       65,275



# 75-SUITE 227             1     1,266       5/95         4/05            -                32.00       40,512        6.00
NINE WEST                  -                                                     5/98      34.00       43,044
                                                                                 5/02      36.00       45,576


# 76-SUITE 157A            1       494        7/97       12/03            -                60.73       30,001         -
OBERWEIS DAIRY             -                                                     1/99      75.91       37,500
                                                                                 1/02      80.97       39,999


# 77-SUITE OUTLOT          5    10,539        3/86       12/99            -                 5.95       62,707         -
PACIFIC CLUB (NET)         -

# 78-SUITE 206B            1       6,691     6/97         5/07            -                17.94      120,037       10.00
PACIFIC RIM CAFE           -                                                     6/02      21.07      140,979



# 79-SUITE FC11            2        750      11/93       12/03            -               116.44       87,330       10.00
PANDA EXPRESS              -



# 80-SUITE 170A            1     4,515       6/86         5/98            -                23.12      104,387        5.00
PAUL HARRIS                -



# 81-SUITE 232             1     1,300        6/93       12/98            -                42.00       54,600       10.00
PERSONAL CREATIONS         -



# 82-SUITE 267             1     2,500       8/94         7/04            -                26.71       66,775        5.00
PETITE SOPHISTICAT         -





                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
# 74-SUITE 238          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
NATURALIZER                                                RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 75-SUITE 227          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
NINE WEST                                                  RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 76-SUITE 157A         -                             -    RECOVERABLE TAX                    ZERO
OBERWEIS DAIRY                                             RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 77-SUITE OUTLOT       -                             -    NONE
PACIFIC CLUB (NET)

# 78-SUITE 206B         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
PACIFIC RIM CAFE                                           RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 79-SUITE FC11         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
PANDA EXPRESS                                              RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 80-SUITE 170A         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
PAUL HARRIS                                                RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 81-SUITE 232          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
PERSONAL CREATIONS                                         RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 82-SUITE 267          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
PETITE SOPHISTICAT                                         RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
# 83-SUITE 201A            1       995       3/98         2/08            -                67.28       66,939        6.00
VACANT SPACE               -



# 84-SUITE 233             1       1,926      5/92       12/00            -                28.00       53,928       10.00
PICTURE US                 -



# 85-SUITE OUTLOT          5       4,035      1/68       12/05            -                 8.18       33,006        5.50
PIZZA HUT                  -             -
                                                                      1-264                 8.47       34,176        5.50
                                                                                 1/07       8.77       35,373
                                                                                 1/08       9.07       36,611
                                                                                 1/09       9.39       37,892
                                                                                 1/10       9.72       39,218
                                                                                 1/11      10.06       40,591
                                                                                 1/12      10.41       42,012
                                                                                 1/13      10.78       43,482
                                                                                 1/14      11.15       45,004
                                                                                 1/15      11.54       46,579
                                                                                 1/16      11.95       48,209
                                                                                 1/17      12.37       49,897
                                                                                 1/18      12.80       51,643
                                                                                 1/19      13.25       53,450
                                                                                 1/20      13.71       55,321
                                                                                 1/21      14.19       57,257
                                                                                 1/22      14.69       59,261
                                                                                 1/23      15.20       61,336
                                                                                 1/24      15.73       63,482
                                                                                 1/25      16.28       65,704
                                                                                 1/26      16.85       68,004
                                                                                 1/27      17.44       70,384

# 86-SUITE 157D            1       400       7/94         3/99            -                46.50       18,600         -
PLAZA NEWS





                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
# 83-SUITE 201A         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
VACANT SPACE                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 84-SUITE 233          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
PICTURE US                                                 RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 85-SUITE OUTLOT       UNLIMITED              NATURAL     NONE
PIZZA HUT
                        UNLIMITED              NATURAL     NONE






















# 86-SUITE 157D         -                             -    RECOVERABLE TAX                    ZERO
PLAZA NEWS                                                 RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
# 87-SUITE 160             1      2,712      11/84       12/97            -                20.00       54,240        5.00
RAVE                       -



# 88-SUITE 115             1      2,898      12/91       12/97            -                 0.00            0        5.00
RECORD TOWN                -



# 89-SUITE 236             1     1,887        1/92       12/02            -                60.00      113,220        6.00
ROGERS JEWELERS            -                                                     1/00      65.00      122,655



# 90-SUITE FC2             2        519      12/93       12/03            -               119.46       62,000       11.00
SAKKIO JAPAN               -                                                     1/01     129.09       66,998



# 91-SUITE 173             1     12,486       12/95       1/06            -                13.05      162,942       12.00
SAM GOOOY                  -



# 92-SUITE FC4             2        850      10/93       10/05            -               102.35       86,998       12.00
SBARRO                     -                                                    10/99     116.47       99,000



# 93-SUITE 217A            1        609     12/93         1/01            -                53.37       32,502        6.00
SELECT COMFORT             -



# 94-SUITE 156             1      1,819     10/94         1/05            -                30.00       54,570        6.00
SOLE OUTDOORS              -





                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
# 87-SUITE 160          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
RAVE                                                       RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 88-SUITE 115          UNLIMITED                  ZERO    RECOVERABLE TAX                    ZERO
RECORD TOWN                                                RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 89-SUITE 236          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
ROGERS JEWELERS                                            RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 90-SUITE FC2          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
SAKKIO JAPAN                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 91-SUITE 173          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
SAM GOOOY                                                  RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 92-SUITE FC4          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
SBARRO                                                     RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 93-SUITE 217A         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
SELECT COMFORT                                             RECOVERABLE INS                    ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 94-SUITE 156          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
SOLE OUTDOORS                                              RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
# 95-SUITE FC3             2       519         6/94       1/04            -               104.05       54,002       10.00
SOUPMASTERS                -



# 96-SUITE KIOSK           3        225      10/91       12/97            -                 0.00            0        6.00
SPORTCARD HEAVEN           -



# 97-SUITE 220             1     1,260        9/93       12/00            -                37.06       46,696        7.00
STRIDE RITE                -                                                     1/99      30.80       38,808



# 98-SUITE 135             1      5,180       11/94       1/07            -                20.00      103,600        5.00
STRUCTURE                  -                                                    12/00      22.00      113,960



# 99-SUITE 157H            1        710      10/92       12/02            -                49.30       35,003        7.00
SUCCESSORIES               -



#100-SUITE 157G            1        705       11/94       1/04            -                61.99       43,703        8.00
SUNGLASS HUT               -                                                     1/99      56.74       40,002



#101-SUITE 105             1      3,054      6/97         1/98            -                 0.00            0       12.00
SUPERSTARS                 -



#102-SUITE 210B            1      1,134      11/88       12/98            -                40.00       45,360        8.00
THINGS REMEMBERED          -





                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
# 95-SUITE FC3          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
SOUPMASTERS                                                RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 96-SUITE KIOSK        UNLIMITED                  ZERO    RECOVERABLE TAX                    ZERO
SPORTCARD HEAVEN                                           RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 97-SUITE 220          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
STRIDE RITE                                                RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 98-SUITE 135          UNLIMITED               NATURAL    RECOVERABLE INS.                   ZERO
STRUCTURE                                                  RECOVERABLE TAX                    ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

# 99-SUITE 157H         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
SUCCESSORIES                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#100-SUITE 157G         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
SUNGLASS HUT                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#101-SUITE 105          UNLIMITED                  ZERO    RECOVERABLE TAX                    ZERO
SUPERSTARS                                                 RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#102-SUITE 210B         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
THINGS REMEMBERED                                          RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
#103-SUITE 140             1      2,250      11/93       12/04            -                30.00       67,500        5.00
THIS END UP                -



#104-SUITE 205             1     1,320        5/88       12/97            -                30.00       39,600        6.00
TINDER BOX



#105-SUITE 119             1        680      12/91       12/98            -               110.00       74,800        8.00
TOPKAPI                    -



#106-SUITE 205A            1     2,639        3/88       12/98            -                27.00       71,253        5.00
TREATS N' MORE             -



#107-SUITE 226             1       800        4/95       12/00            -                15.00       12,000          -
U.S. POST OFFICE           -



#108-SUITE KIOSK           3       280        1/99       12/01            -               214.24       59,989        6.00
VACANT



#109-SUITE 164             1     5,976        1/98       12/07            -                22.77      136,074        6.00
VACANT SPACE               -



#110-SUITE 172             1     4,905       4/98         3/08            -                22.77      111,687        6.00
VACANT SPACE               -





                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
#103-SUITE 140          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
THIS END UP                                                RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#104-SUITE 205          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
TINDER BOX                                                 RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#105-SUITE 119          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
TOPKAPI                                                    RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#106-SUITE 205A         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
TREATS N' MORE                                             RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#107-SUITE 226          -                             -    RECOVERABLE TAX                    ZERO
U.S. POST OFFICE                                           RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#108-SUITE KIOSK        UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
VACANT                                                     RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#109-SUITE 164          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
VACANT SPACE                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#110-SUITE 172          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
VACANT SPACE                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
#111-SUITE 171             1     1,802       8/98         7/08            -                36.22       65,277        6.00
VACANT SPACE               -



#112-SUITE 218             1     2,472       5/98         4/08            -                36.22       89,548        6.00
VACANT SPACE               -



#113-SUITE 266B            1     8,367       9/98         8/08            -                22.77      190,517        6.00
VACANT SPACE               -



#114-SUITE 266C            1      6,607      12/98       11/08            -                22.77      150,441        6.00
VACANT SPACE               -



#115-SUITE 269             1     4,152       4/98         3/08            -                27.00      112,104        5.00
CONTEMPO CASUALS           -                                                     4/01      30.00      124,560
                                                                                 4/05      34.00      141,168


#116-SUITE 163             1     3,593       2/98         1/08            -                22.77       81,813        6.00
VACANT SPACE



#117-SUITE FC8             2       610       6/98         5/08            -               103.50       63,135       11.00
VACANT SPACE               -



#118-SUITE 102             1     4,469       1/97         1/97            -                 0.00            0          -
VACANT SPACE               -

#119-SUITE 157E            1     6,700       6/86         1/06            -                22.00      147,400        5.00
VICTORIA'S SECRET          -





                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
#111-SUITE 171          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
VACANT SPACE                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#112-SUITE 218          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
VACANT SPACE                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#113-SUITE 266B         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
VACANT SPACE                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#114-SUITE 266C         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
VACANT SPACE                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#115-SUITE 269          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
CONTEMPO CASUALS                                           RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#116-SUITE 163          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
VACANT SPACE                                               RECOVERABLE INS.                   ZERO
                                                      -    ECAM COMBO + 15%                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO

#117-SUITE FC8          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
VACANT SPACE                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#118-SUITE 102          -                             -    NONE
VACANT SPACE

#119-SUITE 157E         UNLIMITED               NATURAL    RECOVERABLE INS.                   ZERO
VICTORIA'S SECRET                                          RECOVERABLE TAX                    ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
#120-SUITE 261             1     3,032        1/91       12/00            -                29.00       87,928        6.00
WALDENBOOKS                .                                                     1/98      32.00       97,024



#121-SUITE 127             1     1,280       6/95         3/05            -                52.20       66,816        8.00
WICKS N' STICKS            -                                                     1/99      57.57       73,690
                                                                                 1/02      62.94       80,563


#122-SUITE 144             1       1,785      1/96       12/02            -                38.00       67,830        5.00
WILSON'S LEATHER           -



#123-SUITE 129             1     1,880       4/94         3/02            -                32.00       60,160        7.00
WITH BEST WISHES           -                                                     1/98      34.00       63,920
                                                                                 1/00      36.00       67,680


#124-SUITE 117             1       960        1/97       12/97            -                 0.00            0       12.00
WITH LOVE FROM CHI         -



#125-SUITE 263             1      2,947     11/86         1/98            -                 0.00            0        8.00
WOMAN'S WORLD              -



#126-SUITE 106/206         1    49,850       1/68         1/99            -                 3.21      160,019          -
WOOLWORTH'S                -



#127-SUITE 240             1     3,790        2/96       12/97            -                 0.00            0       10.00
WORLD OF SCIENCE           -





                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
#120-SUITE 261          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
WALDENBOOKS                                                RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#121-SUITE 127          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
WICKS N' STICKS                                            RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#122-SUITE 144          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
WILSON'S LEATHER                                           RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#123-SUITE 129          UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
WITH BEST WISHES                                           RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#124-SUITE 117          UNLIMITED                  ZERO    RECOVERABLE TAX                    ZERO
WITH LOVE FROM CHI                                         RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#125-SUITE 263          UNLIMITED                  ZERO    RECOVERABLE TAX                    ZERO
WOMAN'S WORLD                                              RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#126-SUITE 106/206      -                             -    RECOVERABLE TAX                    ZERO
WOOLWORTH'S                                                RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#127-SUITE 240          UNLIMITED                  ZERO    RECOVERABLE TAX                    ZERO
WORLD OF SCIENCE                                           RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
#128-SUITE 205B            1        543       1/93        8/28            -                31.00       16,833          -
YORKTOWN BARBER            -                                                     9/98      31.62       17,170
                                                                                 9/99      32.25       17,513
                                                                                 9/00      32.90       17,863
                                                                                 9/01      33.56       18,221
                                                                                 9/02      34.23       18,585
                                                                                 9/03      34.91       18,957
                                                                                 9/04      35.61       19,336
                                                                                 9/05      36.32       19,723
                                                                                 9/06      37.05       20,117
                                                                                 9/07      37.79       20,519
                                                                                 9/08      38.54       20,930
                                                                                 9/09      39.32       21,348
                                                                                 9/10      40.10       21,775
                                                                                 9/11      40.90       22,211
                                                                                 9/12      41.72       22,655
                                                                                 9/13      42.56       23,108
                                                                                 9/14      43.41       23,570
                                                                                 9/15      44.28       24,042
                                                                                 9/16      45.16       24,522
                                                                                 9/17      46.06       25,013
                                                                                 9/18      46.99       25,513
                                                                                 9/19      47.93       26,023
                                                                                 9/20      48.88       26,544
                                                                                 9/21      49.86       27,075
                                                                                 9/22      50.86       27,616
                                                                                 9/23      51.88       28,169
                                                                                 9/24      52.91       28,732
                                                                                 9/25      53.97       29,307
                                                                                 9/26      55.05       29,893
                                                                                 9/27      56.15       30,491

#129-SUITE OUTLOT          5    69,829       3/98         1/18            -                10.74      749,963          -
YORKTOWN CINEMA 18         -                                                     1/03      11.67      814,904
                                                                                 1/08      12.68      885,432
                                                                                 1/13      13.78      962,244

                                                                    1-180                  15.16    1,058,608          -
                                                                                 1/23      16.68    1,164,748
                                                                                12/27      18.35    1,281,362



                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
#128-SUITE 205B         -                             -    RECOVERABLE TAX                    ZERO
YORKTOWN BARBER                                            RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#129-SUITE OUTLOT       -                             -    CINEMA FIXED CAM
YORKTOWN CINEMA 18


                        -                             -    CINEMA FIXED CAM



                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
#130-SUITE 260A            1     4,267        1/68       12/28            -                 3.87       16,513
YORKTOWN MERCHANTS         -



#131-SUITE 201B            1       663       1/93         8/28            -                22.00       14,586
YORKTOWN SHOE REP.         -                                                     9/98      22.44       14,878
                                                                                 9/99      22.89       15,175
                                                                                 9/00      23.35       15,479
                                                                                 9/01      23.81       15,788
                                                                                 9/02      24.29       16,104
                                                                                 9/03      24.78       16,426
                                                                                 9/04      25.27       16,755
                                                                                 9/05      25.78       17,090
                                                                                 9/06      26.29       17,432
                                                                                 9/07      26.82       17,780
                                                                                 9/08      27.35       18,136
                                                                                 9/09      27.90       18,499
                                                                                 9/10      28.46       18,869
                                                                                 9/11      29.03       19,246
                                                                                 9/12      29.61       19,631
                                                                                 9/13      30.20       20,023
                                                                                 9/14      30.81       20,424
                                                                                 9/15      31.42       20,832
                                                                                 9/16      32.05       21,249
                                                                                 9/17      32.69       21,674
                                                                                 9/18      33.34       22,107
                                                                                 9/19      34.01       22,550
                                                                                 9/20      34.69       23,001
                                                                                 9/21      35.39       23,461
                                                                                 9/22      36.09       23,930
                                                                                 9/23      36.82       24,408
                                                                                 9/24      37.55       24,897
                                                                                 9/25      38.30       25,395
                                                                                 9/26      39.07       25,902
                                                                                 9/27      39.85       26,421

#132-SUITE MAJORS          4         1       1/97         1/28            -                 0.00            0
MAJOR'S CAM CONTRI





                         OVERAGE     CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT                  %        (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------   -------    ---------        ---------------   -----------------  ----------   -----------
#130-SUITE 260A                -    -                             -    RECOVERABLE TAX                    ZERO
YORKTOWN MERCHANTS                                                     RECOVERABLE INS.                   ZERO
                                                                       ICAM -MAJOR + 15%                  ZERO
                                                                       ECAM COMBO + 15%                   ZERO

#131-SUITE 201B             7.00    UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
YORKTOWN SHOE REP.                                                     RECOVERABLE INS.                   ZERO
                                                                       ICAM -MAJOR + 15%                  ZERO
                                                                       ECAM COMBO + 15%                   ZERO



#132-SUITE MAJORS              -    -                             -    ANCHOR'S CAM POOL
MAJOR'S CAM CONTRI                                                     EXTERIOR CAM CONTR
                                                                       VON MAUR CAM POOL
                                                                       VON MAUR OTHER CAM

                         PRIMARY/                                                                     ANNUAL
                        SECONDARY SOUARE      LEASE      LEASE       OPTION         MINIMUM           MINIMUM      OVERAGE
    TENANT                CODES    FEET       BEGIN       END        #/MOS          RENT/SF             RENT          %
----------------------  --------- ------      -----      -----       ------     ----------------     ---------     -------
#133-SUITE 162A            1     5,980        1/99       12/08            -                23.57      140,930        6.00
VACANT SPACE               -



#134-SUITE 162B            1     5,980       4/99         3/09            -                23.57      140,930        6.00
VACANT SPACE



#135-SUITE 206A            1     7,274       5/99         4/09            -                23.57      171,426        6.00
VACANT SPACE               -



#136-SUITE 206B            1     7,273       9/99         8/09            -                23.57      171,402        6.00
VACANT SPACE               -



#137-SUITE 106A            1     17,652      12/99       11/09            -                13.93      245,820        6.00
VACANT SPACE               -



#138-SUITE 106B            1    17,651       7/99         6/09            -                13.93      245,806        6.00
VACANT SPACE               -



                         CEILING           BREAKPOINT                          PRO RATA     % OF RENT
    TENANT               (000'S)             (000'S)         RECOVERIES       SHARE BASE   SUBJ TO CPI
----------------------  ---------        ---------------   -----------------  ----------   -----------
#133-SUITE 162A         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
VACANT SPACE                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#134-SUITE 162B         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
VACANT SPACE                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#135-SUITE 206A         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
VACANT SPACE                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#136-SUITE 206B         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
VACANT SPACE                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#137-SUITE 106A         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
VACANT SPACE                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

#138-SUITE 106B         UNLIMITED               NATURAL    RECOVERABLE TAX                    ZERO
VACANT SPACE                                               RECOVERABLE INS.                   ZERO
                                                           ICAM -MAJOR + 15%                  ZERO
                                                           ECAM COMBO + 15%                   ZERO

                                    LANDAUER

                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------
                           Professional Qualifications

                            JAMES C. KAFES, MAI, CRE

EXPERIENCE:      Landauer Associates, Inc. (since 1986)
                 Managing Director, Member of the Board of Directors, Member of the Management Committee, and General Manager of the New York
                 Valuation and Technical Services Division. Valuation and real estate counseling on major urban properties and portfolios, including financial and feasibility analyses, appraisal reviews and independent fiduciary services.

                 Miller & Kafes Associates, Inc. (1972-1986)
                 Principal. Valuations, market studies, investment analyses and counseling services on major commercial developments nationwide and in the Caribbean.

                 James E. Gibbons Associates (1970-1972)
                 Assistant Director. Real estate valuations and counseling services.

                 National Bank of North America (1969-1970)
                 Chief Appraiser. Market valuations and analysis of investment opportunities.

                 General Services Administration (1962-1968)
                 Economic analyses, highest and best use studies, market valuations.

PROFESSIONAL
ACTIVITIES:      MAI:    Appraisal Institute
                 CRE:    American Society of Real Estate Counselors

                         Has served on national committees of the Appraisal Institute and ASREC since 1971, including current service as a board member and past service as Editor-in-Chief and Chairman of the Editorial Board of The Appraisal Journal, published quarterly by the Appraisal Institute.

                 Member: Board of Directors, Cedar Income Fund
                         Board of Directors, Realty Credit Corp.
                         Roundtable of Advisors, Murray H. Goodman Center for
                           Real Estate Studies, Lehigh University
                         The Real Estate Board of New York, Inc.

CERTIFICATION:   Currently certified in the Appraisal Institute's voluntary program of continuing education for its designated members.

EDUCATION:       BS, MBA, Lehigh University

                                    LANDAUER

                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------
                           Professional Qualifications

                           JOHN L WRZESINSKI, MAI, CRE


EXPERIENCE:      Landauer Associates, Inc., Chicago, Illinois (since 1982)
                 Senior Managing Director, Member of the Management Committee and General Manager of the Chicago Regional Office. Active in general real estate consulting since 1972 with an emphasis in the valuation and financial analysis of income properties.
                 Specialized experience in the preparation of feasibility, market and land use studies and litigation support. Assignments involved the evaluation and valuation of all types of real property throughout the United States for Insurance Companies, Pension Funds, financial institutions, developers, and industrial corporations.

                 Lake Michigan Appraisal Co., Chicago, Illinois (1977-1982) Assistant Vice President and Secretary, (Subsidiary of Arthur Rubloff & Co.). Co-manager of the appraisal group; performing various market, feasibility studies and valuations of all types throughout the United States.

                 Marshall & Stevens, Chicago, Illinois (1976-1977)
                 Senior Appraiser. Appraisal and counseling assignments involving real property of all types in the Midwest principally but also in the Northeast and West.

PROFESSIONAL
DESIGNATIONS:    MAI:        Appraisal Institute
                 CRE:        American Society of Real Estate Counselors
                 Member:  -  Appraisal Journal Board-Appraisal Institute
                          -  Chicago Real Estate Board
                          -  Illinois Association of Realtors
                          -  National Association of Realtors
                          -  Illinois Association of Certified Real Estate
                               Appraisers
                          -  International Council of Shopping Centers
                          -  Lambda Alpha, Ely Chapter

CERTIFICATION:   Currently certified in the voluntary program of continuing education for designated members conducted by the Appraisal
                 Institute.

                 Currently State certified as a General Real Estate Appraiser Licensed Real Estate Broker

EDUCATION:       Bachelor of Science, School of Business
                 Southern Illinois University, Carbondale, Illinois (1969)

                 Numerous professional practice and real estate related courses offered by the Appraisal Institute. Also, various seminars, workshops and continuing education courses sponsored by the Appraisal Institute and the Chicago Real Estate Board.

                                    LANDAUER

                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------
                           Professional Qualifications

                          STEVEN C OGASAWARA, MAI, SRA


EXPERIENCE:     Landauer Associates, Inc., Chicago, Illinois (since 1982)
                Managing Director, Valuation and Technical Services Division.
                General real estate consulting, with emphasis on computerized real estate analysis, valuation, feasibility and investment analysis, and market assessments.

                Independent Real Estate Appraiser, Chicago, Illinois (1977-1981) Contract appraisal work for various fee appraisers in Chicago, with emphasis on single-family residences, townhouse and condominium appraisal assignments.


PROFESSIONAL
ACTIVITIES:      MAI & SRA:      Appraisal Institute
                 Member:         Board of Directors, Appraisal Institute,
                                   Chicago Chapter

                                 Chicago Board of Realtors (Appraisal Council
                                   Chairman-1990)

                                 Chicago Real Estate Council

                                 Chicago Chapter. Appraisal Institute --
                                   Admission, Nominating, Programs and Seminars
                                   Committees

                Expert Witness:  Federal Bankruptcy Courts in the states of
                                   Wisconsin, Florida and Minnesota.


CERTIFICATION:  Currently certified in the voluntary program of continuing education for designated members conducted by the Appraisal Institute.

                Currently certified as State General Appraiser in:
                    Illinois (License #153-000162),
                    Ohio (License #385801),
                    Michigan (License #1201002683),
                    Indiana (License #CG69201431), and
                    Minnesota (License #4003167).

EDUCATION:      MBA, Finance and Real Estate, University of Georgia College of
                Business Administration (1982)

                BA, Finance, University of Illinois (1977)

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                                    APPRAISAL



                                       of



                             ARROWHEAD TOWNE CENTER
                                GLENDALE, ARIZONA

                                    APPRAISAL



                                       of



                             ARROWHEAD TOWNE CENTER
                                GLENDALE, ARIZONA



                                      AS OF
                                SEPTEMBER 4, 1997




                                  PREPARED FOR



                      MORGAN STANLEY MORTGAGE CAPITAL, INC.
                            1585 BROADWAY, 37TH FLOOR
                               NEW YORK, NY 10036



                                   PREPARED BY



                            LANDAUER ASSOCIATES, INC.
                           225 WEST WASHINGTON STREET
                                   SUITE 1500
                             CHICAGO, ILLINOIS 60606

                [LETTERHEAD FOR LANDAUER REAL ESTATE COUNSELORS]

September 10, 1997

Mr. James E. Flaum
Vice President
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway, 37th Floor
New York, NY 10036

Re:  Mall Store Space within
     Arrowhead Towne Center
     Glendale, Arizona

Dear Mr. Flaum:

As directed, we have made an appraisal of the above-captioned property. Arrowhead Town Center is a 1,132,244-square-foot, two-level, super-regional mall located in Glendale, Arizona. The property appraised consists of the mall store space totaling 394,297 square feet situated on a 38.25-acre site and thus specifically excludes the anchor store space of Dillard's, Robinson's-May, JC Penney, Montgomery Ward and Mervyn's. Additionally, the subject site contains some excess land zoned and physically appropriate for mall expansion; however, the expansion capability and thus value of this excess land is specifically excluded from this analysis.

The purpose of this self-contained appraisal report is to estimate the Market Value of the Leased Fee Interest in the real property described herein, subject to the existing leases and encumbrances, and the general and specific assumptions and limiting conditions as discussed in the attached report.

The estimate of Market Value is made as of September 4, 1997, the date the property was inspected.

LANDAUER
REAL ESTATE COUNSELORS

Morgan Stanley Mortgage Capital, Inc.
September 11, 1997
Page Two

Based upon our analysis, we estimate the Market Value of the Leased Fee Interest in Arrowhead Towne Center, subject to the existing leases and the assumptions and limiting conditions contained in this report, as of September 4, 1997, to be:

                        ONE HUNDRED FIVE MILLION DOLLARS
                                  $105,000,000

A summary of our analyses, opinions, and conclusions is contained in the following report, of which this letter is a part. Thank you for the opportunity to be of service.

Respectfully submitted,

LANDAUER ASSOCIATES, INC.


/s/ James C. Kafes                        /s/ Paul F. Engel

James C. Kafes, MAI, CRE                  Paul F. Engel
Executive Managing Director               Managing Director


/s/ G. Jay Fenner

G. Jay Fenner, MAI


JCK/JIW/PFE/GJF:alj
Landauer File No. C-223-971/7223

LANDAUER
REAL ESTATE COUNSELORS

                                TABLE OF CONTENTS

                                                                            Page

Assumptions and Limiting Conditions..........................................1

Certification................................................................5

Summary of Salient Facts and Conclusions.....................................6

Nature of the Appraisal......................................................7
    Identification of the Property and Interest Appraised....................7
    Purpose, Function and Date of Appraisal..................................7
    Scope of the Appraisal...................................................8
    History of Property......................................................9
    Exposure Time and Marketing .............................................9

Demographic/Area Review.....................................................12
    Population Trends.......................................................12
    Income Levels...........................................................14
    Employment..............................................................14
    Conclusion..............................................................19

Neighborhood Analysis.......................................................22

Retail Market Overview......................................................26
    Trade Area Delineation..................................................26
    Trade Area Population...................................................27
    Income Estimates and Comparisons........................................28
    Trade Area Expenditure Potential........................................29
    Competitive Retail Analysis.............................................31

Property Description........................................................34
    Site Analysis...........................................................34
    Zoning..................................................................35
    Real Estate Taxes.......................................................35
    Improvements............................................................36

Highest and Best Use........................................................38
    As If Vacant............................................................38
    As Improved.............................................................38

LANDAUER
REAL ESTATE COUNSELORS

                                TABLE OF CONTENTS

                                                                            Page

Valuation Methodology.......................................................39

Cost Approach...............................................................40

Sales Comparison Approach...................................................41
    Elements of Comparison..................................................41
    Applicability of Adjustments............................................43
    Analysis and Interpretation of Data.....................................44

Income Approach.............................................................47
    Discounted Cash Flow ("DCF") Analysis Assumptions.......................47
    Revenue.................................................................50
    Expenses................................................................54
    Capital Items...........................................................57
    Cash Flow...............................................................59
    Discounted Cash Flow Analysis...........................................60
    Rate Selection..........................................................61
    Valuation by Discounted Cash Flow Analysis..............................64
    Market Value Analysis as of September 4, 1997...........................64

Correlation and Conclusion .................................................66

                                     ADDENDA

                         Photographs of Subject Property
                                Legal Description
                                   Leasing Map
                                     Tax Map
                                    Rent Roll
                           Professional Qualifications

LANDAUER
REAL ESTATE COUNSELORS                                                         1


ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal report has been made with the following general assumptions:

o Title to the property is assumed to be good and marketable unless otherwise stated. No responsibility is assumed for the legal description or any legal matter. The property is considered to be under responsible ownership, management, subject to responsible leasing efforts, and free of all liens and encumbrances except as specifically discussed herein.

o The definition of value, together with other definitions and assumptions on which our analyses are based are set forth in appropriate sections of this report and are to be part of these General Assumptions as if included here in their entirety.

o The information furnished to the appraisers by the client and others, as contained in this report, is considered to be from reliable sources and, where feasible, has been verified; however, no responsibility is assumed for the accuracy of the information. The appraisers reserve the right to modify the value conclusion should the accuracy of that information change subsequent to delivery of this report.

o     All engineering is assumed to be correct.

o It is assumed that there are no hidden or unapparent conditions in the property, soil, subsoil, or structures which would render the property more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering which would be required to discover them. All materials used in the structures on the appraised property are assumed to be free of asbestos, toxic materials, or any other potential health risks unless otherwise so stated and identified herein. No opinion is expressed on structural or mechanical conditions.

LANDAUER
REAL ESTATE COUNSELORS                                                         2


o Landauer has reviewed and relied upon the tenant leases or abstracts provided by the client.

o It is assumed that there is full compliance with all applicable federal, state and local environmental regulations and laws, that all applicable zoning and use regulations and restrictions have been complied with, unless a non-conformity has been stated, defined and considered in the appraisal report.

o It is assumed that all required licenses, certificates of occupancy, legislative or administrative consents from any local or national governmental or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

o It is assumed that the utilization of the land and/or improvements is within the boundaries or property lines of the property described herein and that there is no encroachment or trespass unless noted within the report.

The appraisal report has been made with, and is subject to, the following general limiting conditions:

o The appraisers herein, by reason of this appraisal report, are not required to give further consultation, testimony or to be in attendance in court or at any governmental or other hearing with reference to the property without prior arrangements having been made relative to such additional employment.

o The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

LANDAUER
REAL ESTATE COUNSELORS                                                         3


o Use and disclosure of the contents of this report is governed by the bylaws and regulations of the Appraisal Institute.

o The client may show the reports in their entirety to interested parties outside its organization. Furthermore, the client may reference Landauer as its appraiser of record and the limited reports in their entirety only in any registration statement, prospectus, proxy materials, other offering materials or other communication (whether oral or written) distributed to third parties, subject to Landauer's prior written consent to any such reference. It is the understanding of Landauer that among the uses of the reports will be the disclosure of their contents in offering materials for the sale of securities and in various filings pursuant to state and federal securities laws.

o This appraisal report is based upon and supported by available factual economic and market data and our interpretation of market conditions as of the date of the appraisal. Though we believe that our assumptions and forecasts are well supported, we cannot be held responsible for events which may alter market and property conditions between the date of inspection and the effective date of the opinion of value.

o The information furnished to the appraisers by the client and others, as contained in this report, is considered to be from reliable sources; however, no responsibility is assumed for its accuracy. The appraisers reserve the right to modify the value conclusion should the accuracy of that information change subsequent to delivery of this appraisal report.

o The Americans with Disabilities Act ("ADA") became effective January 26, 1992. Landauer has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in

LANDAUER
REAL ESTATE COUNSELORS                                                         4


      compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

The appraisal report has been made with, and is subject to, the following specific limiting conditions.

o We have relied upon information supplied by the property manager and the owner. Additional details including landlord's tenant finish contribution, copies of leases or lease abstracts were not provided.

o We have used a rent roll, leases and verbal confirmation of occupancy and tenant retention as the basis for our estimate of potential gross income. This appraisal specifically excludes the direct valuation of any developable, vacant land contained within the site described in the legal description contained in the Addenda.

o We have relied upon 1994, 1995 and 1996 operating expense data as the primary data supporting financial projections. A 1997 budget was not provided.

o The computation of recovery methods is based on information contained in the rent roll and discussions with representatives of Westcor Partners, the General Partner of the entity owning the subject. Information forwarded is assumed to be correct.

o Special Limiting Conditions are also stated in various portions of the Self-Contained Appraisal Report and are to be carefully noted in accepting the appraisal report.

LANDAUER
REAL ESTATE COUNSELORS                                                         5


CERTIFICATION

The undersigned certify to the best of their knowledge and belief that: The statements of fact contained in this appraisal report and upon which the analyses, opinions and conclusions expressed herein are based are true and correct. This report is made subject to the Assumptions and Limiting Conditions set forth on the following pages which set forth all of the limiting conditions (imposed by the terms of the assignment or by the appraisers) affecting the analyses, opinions and conclusions contained in this report.

Employment and compensation for making this appraisal are not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the attainment of a stipulated result, or the occurrence of a subsequent event. We have no direct or indirect current or prospective personal interest or bias in the subject matter of this appraisal report or to the parties involved. The appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

This report has been performed in accordance with the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation adopted by the Appraisal Institute, and the Code of Professional Ethics of the Appraisal Institute. The use of this report is subject to the requirements of the Appraisal Institute relating to review by their duly authorized representatives. As of the date of this report, James C. Kafes and G. Jay Fenner have completed the requirements of the continuing education program of the Appraisal Institute. No one other than the undersigned prepared the analyses, opinion and conclusions concerning real estate that are set forth in this report. G. Jay Fenner inspected the property on September 4, 1997. James C. Kafes and Paul F. Engel did not inspect the property.


/s/ James C. Kafes (MJK)                  /s/ Paul F. Engel

James C. Kafes, MAI, CRE                  Paul F. Engel
Executive Managing Director               Managing Director


/s/ G. Jay Fenner (Aid)

G. Jay Fenner, MAI

LANDAUER
REAL ESTATE COUNSELORS                                                         6


SUMMARY OF SALIENT FACTS AND CONCLUSIONS

Property Identification:      Mall Store Space within Arrowhead Towne Center
                              Glendale, Arizona

Location:                     North line of Bell Road, between 75th and 79th
                              Avenue, in Glendale, Maricopa County, Arizona.
                              Mall Space is comprised of the store space situated between the anchor space.

Improvements/Site:            Arrowhead Towne Center is a 1,132,244-square-foot,
                              regional mall located in Glendale, Arizona. The property appraised is the mall store space totaling 394,297 square feet and thus specifically excludes anchor store space of Dillard's, Robinson's-May, JC Penney, Montgomery Ward and
                              Mervyn's. This appraisal also excludes the valuation of any developable, vacant land contained within the site described in the legal description contained in the Addenda.

Zoning:                       PAD, Planned Area Development

Occupancy:                    Anchor store space is currently leased.
                              Approximately 87 percent of the appraised property
                              (353,914 square feet) is currently leased and occupied.

Highest and Best Use:         Present Use; Regional Mall

Interest Appraised:           Leased Fee Interest, subject to the existing and
                              pending tenant leases and assumptions and limiting conditions stated herein.

Date of Valuation:            September 4, 1997

Date of Inspection:           September 4, 1997

Market Value Indications
  Cost Approach:              Not Applicable
  Sales Comparison Approach:  $80,000,000 $100,000,000
  Income Approach:            $105,000,000
Final Value Conclusion:       $105,000,000
                              ============

LANDAUER
REAL ESTATE COUNSELORS                                                         7

NATURE OF THE APPRAISAL

IDENTIFICATION OF THE PROPERTY AND INTEREST APPRAISED

Arrowhead Town Center is a 1,132,244-square-foot, two-level, super-regional mall located in Glendale, Arizona. The property appraised consists of the mall store space totaling 394,297 square feet and thus specifically excludes the anchor store space of Dillard's, Robinson's-May, JC Penney, Montgomery Ward and Mervyn's. This appraisal also specifically excludes the direct valuation of any developable, vacant land contained within the site described in the legal description contained in the Addenda.

The property rights appraised in this report consist of the Leased Fee Estate. Leased Fee Estate, as defined by the Appraisal Institute Dictionary of Real Estate Appraisal, Third Edition, page 204, is:

     an ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

PURPOSE, FUNCTION AND DATE OF APPRAISAL

The purpose of the appraisal is to estimate the Market Value of the Leased Fee Estate as of September 4, 1997. The function of the appraisal is to assist Morgan Stanley Mortgage Capital I, Inc., Commercial Pass-through Certificates, Series 1997-LL1.

The Uniform Standards of Professional Appraisal Practice defines Market Value as:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

LANDAUER
REAL ESTATE COUNSELORS                                                         8


     -  Buyer and seller are typically motivated.

     - Both parties are well informed or well advised, and acting in what they consider their own best interests.

     -  A reasonable time is allowed for exposure in the open market.

     - Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto.

     - The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

SCOPE OF THE APPRAISAL

The scope of this complete appraisal involved the systematic research and analysis necessary to reach a market value conclusion for the subject. The initial step was to inspect the property, the general market area and the neighborhood. After investigating the area regarding economic, political, social and physical factors, research was conducted relevant to the valuation process, including gathering land sales, financial information, data concerning competitive shopping center properties and comparable improved sales, and other information pertinent to the valuation. This information was reviewed, confirmed and analyzed through the use of the Sales Comparison and Income Approaches to value. These approaches are detailed in the appropriate sections of the report. The Cost Approach is not considered to provide a meaningful value indication and is excluded from the analysis as agreed upon by the client.

Lastly, a final value estimate was concluded based on the above analyses, which, in turn, were influenced by the most reliable and appropriate data. This narrative report is the result of our findings and analyses.

LANDAUER
REAL ESTATE COUNSELORS                                                         9


HISTORY OF PROPERTY

Arrowhead Towne Center is owned by New River Associates, an Arizona general partnership. There have been no sales of the property in the past three years and there are no known options, offers or contracts outstanding on the property, nor is there any known formal listing agreement to sell the property.

EXPOSURE TIME AND MARKETING PERIOD

The concept of exposure time is historical in nature and is presumed to have occurred prior to the effective date of the appraisal. Alternatively, marketing period occurs after the effective date of the appraisal and may or may not be directly related to the value presented. The actual sale price could increase, decrease, or remain static during the marketing period depending upon market conditions and the type of property being appraised.

CB Commercial's National Investor Survey - First Quarter 1997 reports marketing times for Class A national malls ranging from 8 to 12 months. They report an overall average marketing time for regional mall properties of 9.9 months. Korpacz's Real Estate Investor Survey - Second Quarter 1997 states an average marketing time for regional malls at 10.44 months.

Since most investors' perceptions and estimates of marketing period are based largely on exposure times that they have recently encountered in similar transactions, it stands to reason that there should be come correlation between marketing periods and exposure times. In fact, in the absence of perceived changes in the market or other extenuating circumstances, marketing period and exposure time should be identical. That is to say, if other things are held constant, a property that (retrospectively) required an exposure time of one year could be expected to have a marketing period (prospectively) also of one year.

LANDAUER
REAL ESTATE COUNSELORS                                                        10


Differences in the two concepts could appear when there is a perceived change in the market. To use the same example presented above, if a property required an exposure time of one year but perceived market conditions are improving, an appropriate estimate of marketing period could reasonable by expected to be less than one year. Conversely, if market conditions were anticipated to worsen, marketing period might exceed exposure time.

Objectively quantifying such differences could be virtually impossible; however, understanding the relationship between the two concepts and how they are affected by perceived changes in the market allows one to better estimate (subjectively) a reasonable period for exposure time and marketing period. This is especially important during periods when actual market evidence is limited by a lack of transactions. It is then necessary to decide if exposure time began when the property was first offered for sale or when the price was dropped to (or near) the ultimate sale price. Further complicating the issue is the question of whether exposure time ends when a sale contract is signed or whether it ends at the closing date of a sale.

Based upon our investigations, we believe that a marketing period of up to 12 months is reasonably appropriate. Furthermore, it is our opinion that the exposure time commensurate with our estimate of value for the subject would be up to 12 months.

                                    AREA MAP

                               [GRAPHIC OMITTED]

                               MARICOPA COUNTY, AZ
                   REGIONAL ECONOMIC & DEMOGRAPHIC FACT SHEET
                                   (1990-2001)

                                                                                             Compound Annual
                                                        1996             2001                 Percent Growth
                                        1990           (est.)          (proj.)    1980-1990      1990-1996     1996-2001
                                        ----           ------          -------    ---------      ---------     ---------
Population
Maricopa County, AZ                 2,122,101       2,512,278        2,816,850         3.5%           2.9%          2.3%
Phoenix-Mesa, AZ, MSA               2,238,480       2,647,479        2,966,613         3.4%           2.8%          2.3%
State of Arizona                    3,665,228       4,359,186        4,901,861         3.1%           2.9%          2.4%
United States                     248,708,990     265,253,151      276,918,306         1.0%           1.1%          0.9%

Households
Maricopa County, AZ                   807,560         980,382        1,103,543         4.0%           3.3%          2.4%
Phoenix-Mesa, AZ, MSA                 846,714       1,027,005        1,155,342         4.0%           3.3%          2.4%
State of Arizona                    1,368,843       1,670,286        1,885,951         3.7%           3.4%          2.5%
United States                      91,947,195     100,066,882      104,497,652         1.4%           1.4%          0.9%

Avg. Household Income
Maricopa County, AZ                   $38,979         $45,162          $54,335         6.3%           2.5%          3.8%
Phoenix-Mesa, AZ, MSA                 $38,377         $44,420          $53,413         6.2%           2.5%          3.8%
State of Arizona                      $35,459         $40,777          $48,847         6.0%           2.4%          3.7%
United States                         $38,464         $44,680          $53,841         6.6%           2.5%          3.8%

Per Capita Income
Maricopa County, AZ                   $14,834         $17,710          $21,382         6.7%           3.0%          3.8%
Phoenix-Mesa, AZ, MSA                 $14,516         $17,346          $20,936         6.7%           3.0%          3.8%
State of Arizona                      $13,243         $15,819          $19,036         6.5%           3.0%          3.8%
United States                         $14,220         $17,043          $20,545         6.8%           3.1%          3.8%

Aggregate Income (000)
Maricopa County, AZ                   $31,479         $44,493          $60,230        10.5%           5.9%          6.2%
Phoenix-Mesa, AZ, MSA                 $32,494         $45,923          $62,110        10.4%           5.9%          6.2%
State of Arizona                      $48,538         $68,960          $93,313         9.8%           6.0%          6.2%
United States                      $3,536,695      $4,520,610       $5,689,345         7.9%           4.2%          4.7%

Non-Agricultural Employment
Maricopa County, AZ                   984,200       1,235,201        1,404,581         4.4%           3.9%          2.6%
Phoenix-Mesa, AZ, MSA               1,013,002       1,275,452        1,448,184         4.4%           3.9%          2.6%
State of Arizona                    1,482,901       1,855,717        2,099,106         3.9%           3.8%          2.5%
United States                     109,680,775     119,521,723      128,784,648         1.9%           1.4%          1.5%

Retail Sales (000)
Maricopa County, AZ                               $24,575,533      $31,910,469                                      5.4%
Phoenix-Mesa, AZ, MSA                             $25,349,890      $32,858,334                                      5.3%
State of Arizona                                  $39,322,423      $51,198,827                                      5.4%
United States                                  $2,355,241,609   $2,871,024,805                                      4.0%

Source: Urban Decision Systems; Market Statistics; Data Resources, Inc.
        Retail Sales data is for 1995 and 2000



                         [Growth Rates - 1996 to 2001]


                               [GRAPHIC OMITTED]

LANDAUER
REAL ESTATE COUNSELORS                                                        12


DEMOGRAPHIC/AREA REVIEW

The Phoenix-Mesa MSA includes all of Maricopa and Pinal Counties; however, Pinal County is sparsely populated except those areas adjacent to Maricopa County. The City of Phoenix forms the nucleus of the metropolitan area, surrounded by 23 incorporated cities and towns. The boundaries of Maricopa County encompass an area of 9,226 square miles, including about 100 square miles of water. The topography is generally characterized by desert valleys and low mountain ranges. Approximately 26 percent of the land within Maricopa County is privately held. Land under direct government control is divided between the federal government (60 percent), the state government (10 percent), and local governments (4 percent). Since 74 percent of the county's land area is under direct government control and nontaxable, development of taxable commercial, industrial and residential property is restricted to about one-quarter of the county's total area.

POPULATION TRENDS

As summarized in the table on the facing, the projected 1996 population for the Phoenix-Mesa MSA is 2,647,479, representing an increase of 408,999 persons from 1990 levels or a 2.9 percent compound annual increase. The estimated population in 2001 is 2,966,613 persons or total increase of 319,134 persons. From 1996, the population is estimated to increase at an annual rate of 2.4 percent. In general, the compound annual growth rate for the Phoenix MSA is similar that of the State of Arizona (the Phoenix MSA comprises about 60 percent of Arizona's population) and almost three times that of the U.S. as a whole.

The Maricopa Association of Governments (MAG) publishes numerous demographic statistics for the county. The most recent population projections were published in March 1993, with the results outlined below for the county's five demographic regions, including Central, Northeast, Northwest, Southeast, and Southwest.

LANDAUER
REAL ESTATE COUNSELORS                                                        13


                             Population Projections

                    1990                  1995                    2000
                    ----                  ----                    ----

 Region          Population      Population   Growth     Population    Growth
--------------------------------------------------------------------------------
 Southeast         708,231         820,379     15.8%      961,117      17.2%
 Central           393,207         403,068      2.5%      417,349       3.5%
 Northeast         287,673         343,705     19.5%      396,933      15.4%
 Northwest         563,421         631,264     12.0%      708,831      12.3%
 Southwest         177,868         201,184     13.1%      203,870      14.8%
================================================================================
 TOTAL           2,130,400       2,399,600     12.6%    2,715,100      13.1%
--------------------------------------------------------------------------------
Source:    Maricopa Association of Governments, March 31, 1993

From this data it can be seen that moderate future growth is projected in the central region due to the limited availability of land. The four outlying regions (including the Northwest, or the subject's region) are projected to increase at least 12 percent between 1990-1995 and 1995-2000.

The Greater Phoenix area is considered by many to be a prominent retirement destination area. However, most of the new immigration has been in younger age groups. The following table summarizes the age groups and their percentage of the total population.

                                Age Distribution

                             Age Group     Percent
                             ---------     -------
                                 1-4         8.75
                                5-11        11.19
                               12-14         4.20
                               15-17         4.15
                               18-34        10.63
                               35-44        14.40
                               45-64        16.45
                                 65+        11.33

LANDAUER
REAL ESTATE COUNSELORS                                                        14


INCOME LEVELS

Per capita income in the Phoenix-Mesa MSA in 1996 is projected to be $17,710, approximately equivalent to the national average but about 12 percent higher than the state of Arizona. Reflecting the younger population with slightly larger average household size, Phoenix-Mesa average household income is approximately 8 percent higher than the national average and 12 percent higher than that of the state of Arizona.

Since 1990, per capita income in the Phoenix-Mesa MSA has grown at a compound annual rate of 3.0 percent, consistent with Maricopa County, the state of Arizona and the nation. This growth rate is expected to increase to 3.8 percent through 2001, an increase consistent with state and national projections of continued expansion in the regional, state and national economies.

EMPLOYMENT

From 1983 through 1988, the annual increase in employment in Maricopa County ranged from 4.1 percent (1987) to 10.0 percent (1984). In 1989, employment grew only 1.4 percent and 2.3 percent in 1990. In 1991 and 1992 Maricopa County experienced job losses as the economy softened. In 1993, net job growth increased by 31,000 jobs, which signaled the beginning of the economic recovery in the metro Phoenix area. The following chart summarizes employment growth for the metropolitan area since 1991.

LANDAUER
REAL ESTATE COUNSELORS                                                        15


                          Changes In Average Employment
                              Maricopa County Area
                                  1991 To 1996

      -------------------------------------------------------------------
                      Labor Force    Employment              Unemployed
         Average        (000s)         (000s)       Change      Rate
      -------------------------------------------------------------------
          1991          1,142.8        1,086.3      (30.1)      4.9%
          1992          1,153.9        1,078.7       (7.6)      6.5%
          1993          1,169.2        1,109.7        31.0      5.1%
          1994(1)       1,267.0        1,204.2        94.5      5.0%
          1995          1,372.1        1,328.7        97.0(2)   3.3%
          1996          1,412.4        1,368.5        39.8      3.4%
      -------------------------------------------------------------------

            (1) In January 1994, the Arizona Department of Economic Security
                redefined the geographical area for metropolitan Phoenix to include Pinal County. Thus, 1994 results are not directly comparable to prior years.
            (2) Denotes employment change from December 1994 to December 1995

            ----------------------
            Source: Arizona's Workforce, Arizona Department of Economic Security, Research

The Phoenix metropolitan area ranked fourth among the 20 largest metropolitan areas in the United States in employment growth from 1984 to 1989, with a 25.7 percent gain, according to historical statistics compiled by Inside Phoenix. Simultaneously, businesses have been attracted by the good business climate and the available and growing labor force. Wage and salary employment has grown significantly over the past few years, increasing 4.6 percent in 1993, 6.3 percent in 1994, 5.0 percent in 1995 and 6.9 percent in 1996, according to the Arizona Department of Economic Security. According to the Blue Chip Economic Forecast, published by the College of Business at Arizona State University, employment growth is forecast to increase 2.8 percent per year in 1997.

The current Phoenix area economy is reasonably strong and diversified. There is now an upward trend forecast for each employment sector except government. Historically known for the "Four C's" (copper, cotton, citrus and cattle), the economic focus has changed over the past two decades to those industries and economic bases which are more environmentally favorable and less sensitive to commodities markets which favor lower priced, imported resources. Continuing expansion of

LANDAUER
REAL ESTATE COUNSELORS                                                        16


the electronics industry is expected to further the growing reputation of Phoenix as one of the major electronics centers in the country. Other important areas of income production include retail and wholesale trade, tourism, insurance, banking and a wide range of high-tech service industries. As outlined in the table below, the Phoenix area economy is currently led by the services, trade, government and manufacturing employment sectors.

                    Maricopa County Labor Force & Employment

-----------------------------------------------------------------------------
                                        February                  1998
Category                                  1997      Percent     Forecast
-----------------------------------------------------------------------------
Manufacturing                           154,600      10.8       161,500
Mining & Quarrying                        7,500       0.5         6,500
Construction                             90,500       6.3        91,500
Trans, Comm & Public Utilities           68,400       4.8        72,300
Trade-Wholesale & Retail                335,500      23.4       357,200
Finance, Insurance and Real Estate      100,100       7.0       102,600
Services & Miscellaneous                423,000      29.5       458,400
Government                              186,100      13.0       183,200
-----------------------------------------------------------------------------
WAGE & SALARY EMPLOYMENT              1,365,700               1,433,200
TOTAL EMPLOYMENT                      1,433,100                     N/A
TOTAL CIVILIAN LABOR FORCE            1,481,400                     N/A
TOTAL UNEMPLOYMENT                       48,300       3.3%          N/A
=============================================================================

Source:   Arizona's Workforce, Arizona Department of Economic Security,
Research Administration

Spurring the metropolitan area's population growth are the employment opportunities available to its residents. The source of future employment growth is four-fold: high technology/basic manufacturing, regional and/or national administrative headquarters, retirement/tourism, and the public sector. The high technology/basic manufacturing now counts for 10.8 percent of all non-agricultural employment. This job growth is largely attributed to gains in the high technology sector. High-tech industries comprise approximately half of all Arizona manufacturing, more than three times the national average.

LANDAUER
REAL ESTATE COUNSELORS                                                        17


Beyond high-tech manufacturing facilities, Phoenix is becoming an increasingly attractive location for more basic, cost sensitive manufacturing and distribution firms looking to relocate from southern California. An additional source of growth in Phoenix is its emerging role as a regional hub. For many firms with five or six regional headquarters in such cities as New York, Atlanta, Chicago, Dallas or Seattle, Phoenix is a very strong candidate to be the site of their next regional location. Phoenix continues to benefit greatly from growth in tourism, seasonal migration and retirement residence. The local, state and federal government entities represent a large and growing source of employment within the Phoenix area. Government employment represented 13.5 percent of the total employment in 1995. By 1998 this percentage is projected to decline to 12.8 percent.

The following table lists the largest employers in metropolitan Phoenix by selected industries.

LANDAUER
REAL ESTATE COUNSELORS                                                        18


                         Metro Phoenix's Major Employers

      ----------------------------------------------------------------
                                           Greater
                                           Phoenix        Arizona
      ----------------------------------------------------------------
      Manufacturing
      -------------
      Motorola                              17,962        17,962
      Allied Signal                          8,000         9,000
      Honeywell                              7,600         7,600
      Intel                                  4,300         4,300
      McDonnell Douglas Helicopter           3,000         3,000

      Services
      --------
      Samaritan Health System                9,103         9,867
      American Express                       7,200         7,200
      St. Joseph's Medical Center            3,900         3,900
      The Mayo Clinic                        1,150         1,150
      United Parcel Service                    900         2,600

      Resorts
      -------
      The Pointe Hilton Resorts              3,000         3,000
      Marriott Corp. Resort Operations       2,680         4,139
      The Phoenician                         1,200         1,200
      Scottsdale Princess                    1,000         1,000

      Retail Trade
      ------------
      Fry's Food & Drug Stores               5,727         8,067
      Smitty's Super Value, Inc.             3,142         3,548
      ABCO Foods                             2,700         4,500
      Safeway, Inc.                          2,340         5,670
      Smith's Food Store                     1,850         3,700

      Government
      ----------
      Maricopa County                       13,000            NA
      City of Phoenix                       11,224            NA
      U.S. Postal Service                    6,365         9,007
      City of Mesa                           2,800            NA
      City of Tempe                          1,300            NA

      Other Major Employers
      ---------------------
      America West Airlines                  7,584         7,646
      Bank One Arizona                       5,776         7,183
      Arizona Public Service                 5,456         6,324
      U.S. Communications                    5,200         6,400
      First Interstate Bank                  4,590         5,672
      ----------------------------------------------------------------

Overall economic growth is expected to continue to spur employment and population growth in metropolitan Phoenix through the turn of the century. Several electronic manufacturing companies

LANDAUER
REAL ESTATE COUNSELORS                                                        19


have built manufacturing plants in recent years in the Phoenix metropolitan area. These large facilities have lead the Phoenix area to become known as the Silicon Desert. In 1995, the Arizona Department of Economic Security estimated that electronic computer companies accounted for more than 25 percent of the total manufacturing employment in greater Phoenix.

CONCLUSION

The Phoenix-Mesa MSA possesses a favorable climate and pro-business environment, in response to which the area experienced explosive growth in the mid-1980s with annual population gains of 4 to 5 percent and employment gains of 2 to 5 percent. Since 1991, employment has grown 26 percent overall as reported by the Department of Economic Security. Accelerated real estate growth is also forecast for the next few years as existing supplies of leasable space are diminishing. The expectations of near term demand for housing is above the average demand level in recent years.

All sectors of the metro Phoenix real estate market are improving. The office market, particularly Class "A," is experiencing declining vacancy rates. Grubb & Ellis believes that new Class "A" space needs to be constructed in the 44th Street Corridor and Scottsdale. Overall, vacancy rates for retail space in metro Phoenix have been declining and, because of the boom in single-family residential development, a recent surge in the construction of anchored centers has materialized. Virtually all single-family residential land in master-planned communities has been tied up by large homebuilders. New master-planned residential communities are being constructed in the North, Northeast, Northwest and Southeast Valley areas of metropolitan Phoenix. The apartment market has also been experiencing a construction boom in recent years as vacancies have declined and rental rates have increased substantially

Since 1992, job and population growth within the metropolitan Phoenix area has continued at record rates. As a result, overbuilt real estate conditions have been reduced or eliminated in virtually every real estate sector. The Phoenix metro area is now considered to be one of the more attractive real estate markets in the U.S. by developers and investors. The single-family residential market experienced record activity in terms of building permits, absorption, and price increases

LANDAUER
REAL ESTATE COUNSELORS                                                        20


during the 1993-1996 period. Multifamily residential during the same time period experienced the biggest decreases in vacancies and increases in rental rates since the 1980s. Both of these markets are expected to continue to grow, but it is generally agreed that 1997 levels of building permits, sales, absorption price and rental increases will be less than during the past three years. The industrial market is now experiencing the first speculative projects constructed since the late 1980s. The retail market is expected to remain active in terms of demand and new construction, stimulated by the metropolitan area's continued population growth. The new additions to supply will consist primarily of anchored centers within high-growth suburban locations. These markets should continue to show improvement in terms of vacancy and rental rates during 1997. Finally, the speculative office market is poised in terms of vacancies and effective rental rates to facilitate a modest level of new construction in 1997.

                                NEIGHBORHOOD MAP


                               [GRAPHIC OMITTED]

LANDAUER
REAL ESTATE COUNSELORS                                                        22


NEIGHBORHOOD ANALYSIS

The subject property is located in the central portion of the Northwest Valley area of Metropolitan Phoenix. The general neighborhood boundaries are as follows:

            North    -    Agua Fria Freeway (101)
            East     -    67th Avenue
            South    -    Thunderbird Road
            West     -    Aqua Fria Freeway (101)

The subject property is located in Glendale approximately seven miles west of the Black Canyon Freeway, four miles west of the Phoenix city limits, and immediately north and east of the city of Peoria.

SURROUNDING INFLUENCES

The subject property is located in what was a primarily agricultural area until the past decade. The subject neighborhood is comprised of a variety of land uses including single family residential, a regional mall (subject), shopping centers, golf courses, municipal facilities, and agricultural land.

Existing land uses within the subject neighborhood south of the Arizona Canal and Thunderbird Paseo flood control district include single family housing, horse properties, two schools, and agricultural land. A large percentage of the single family housing product is medium to low density.

Existing satellite commercial development to Arrowhead Mall includes the 243,485 square foot North Valley Power Center anchored by Target, Ross Dress-For-Less, and Home Express; the 232,706 square foot Arrowhead Marketplace anchored by Best Buy, Marshall's, OfficeMax, and Drug Emporium; and Arrowhead Crossing anchored by Fry's, MacFrugals, and Staples. To effectively plan for long-term development of this 796-acre region, the cities of Glendale and

LANDAUER
REAL ESTATE COUNSELORS                                                        23


Peoria have adopted the North Valley Specific Area Plan. The majority of the existing development in the planning area is low-density single family residential. Existing subdivisions include Hidden Manor, Secluded Acres, Secluded Estates, and Arrowhead Estates located in the northern portion of the planning area. Additional land uses include the Greenway Sports Complex and the Peoria Sports Complex, spring training home of the San Diego Padres and Seattle Mariners.

According to the North Valley Specific Area Plan, the maximum number of additional dwelling units for the 796-acre planning area includes 3,544 multifamily units and 174 single family units. Planned commercial/industrial development permits for 8.56 million square feet of space. The development area's land use mix includes 47 percent commercial retail, 17 percent multi-family, 8 percent single family, 8 percent light industrial, 7 percent general office, 7 percent business park, 3 percent limited office, and 3 percent neighborhood park. Approximately 70 percent of the development area is in Glendale with the balance in Peoria.

                         North Valley Specific Area Plan
---------------------------------------------------------------------------
                                      Acres       Square       Maximum
                                                  Footage   Dwelling Units
---------------------------------------------------------------------------
CITY OF GLENDALE
   Shopping Center                     70.3      920,355
   General Commercial                  73.2      960,169
   Limited Commercial                   6.6       86,402
   Light Industrial                    64.0      836,703
   Business Park                       47.4      620,207
   Regional Center                     95.9     1,253,454
   Multifamily                         80.2                     2,085
   Single Family                       69.3                       174
   General Office                      16.3      568,116
   Limited Office                      22.6      219,756
   Buffer-Open Space                    3.0
   Neighborhood Park                   21.0
                                      -----
   TOTAL                              569.8     5,465,152       2,259

CITY OF PEORIA
   Commercial                         130.2     1,701,453
   Multi-Family                        56.1                     1,459
   General Office                      40.0     1,393,920
                                      -----     ---------
   TOTAL                              226.3     3,095,373       1,459
===========================================================================
DEVELOPMENT AREA TOTAL                796.1     8,560,525       3,718
---------------------------------------------------------------------------

LANDAUER
REAL ESTATE COUNSELORS                                                        24


Finally, the portion of the subject neighborhood north of Union Hills Drive houses a portion of Arrowhead Ranch, a 4,480-acre master planned community bounded roughly by Union Hills Drive, Deer Valley Road, 43rd Avenue, and the New River. The master plan calls for 13,631 residential dwelling units, commercial, a business park, two 18-hole golf courses, 465 acres of man-made lakes, hotel and school sites, and a wastewater treatment plan. Development of the community began in 1985.

TRANSPORTATION

The subject neighborhood's existing transportation network follows a grid pattern with major arterials aligned in one-mile increments. Major north/south arterials include 67th, 75th, and 83rd Avenues, while east/west arterials include Union Hills Drive, Bell Road, Greenway Road, and Thunderbird Road. Greenway Road does not extend continuously through the neighborhood. At this time it exists between 67th and 70th Avenues and between 75th Avenue and 81st Avenue.

The Agua Fria Freeway curves approximately one mile north and one mile west of the subject site and is the neighborhood's northern and western boundaries. The Agua Fria Freeway follows an 83rd-99th Avenue alignment north from Glendale Avenue to the Beardsley Road alignment where it takes an east-west course intersecting with Interstate 17. In December 1990, 2.5 miles of the Agua Fria Freeway were added, completing ten miles between Glendale Avenue and Beardsley Road. Frontage roads between 75th and 31st Avenues were opened in April 1992. When completed in the year 2003, the Agua Fria Freeway will link Interstates 10 and 17, significantly enhancing the West Valley's accessibility.

LANDAUER
REAL ESTATE COUNSELORS                                                        25


CONCLUSION

The subject property is located within a region which has experienced rapid urbanization during the past decade, the majority of which has occurred adjacent Bell Road and within the master planned community of Arrowhead Ranch. The recent construction of the Agua Fria Freeway opened the subject neighborhood for development by enhancing accessibility and stimulating job growth. Given the large inventory of vacant land and the availability of services, strong urban development activity is anticipated to continue within the subject neighborhood.

LANDAUER
REAL ESTATE COUNSELORS                                                        26


RETAIL MARKET OVERVIEW

OVERVIEW

The Phoenix retail market is delineated as containing five retail submarkets with total supply of about 80 million square feet of retail space. Currently, the overall vacancy rate of retail space is approximately 93 percent, the lowest level since the 1980s. At present, there is approximately 3 million square feet of retail space within 18 projects under construction in the Phoenix area, with most space concentrated within new neighborhood centers in suburban locations.

There are fifteen regional malls in the Phoenix area containing about 14 million square feet of space, or about 18 percent of Phoenix's total retail space supply. Currently, occupancy at the area's regional malls is about 87 percent, reflecting Phoenix's five obsolete regional malls. Mall redevelopment and renovation at functional malls has been active over the past few years with the re-alignment of retailers at Christown Mall, Metrocenter Mall, Biltmore Fashion Park, and Scottsdale Fashion Square. Some older and ill-located regional malls are being redeveloped as retail and back-office centers including Park Central Mall, Tower Plaza and Valley West Mall. This activity will focus more mall traffic to the newer, more functional mall properties.

TRADE AREA DELINEATION

The ability of a retail store or group of stores to attract customers from within a specific market is limited by physical (geographic) are retail merchandising constraints. Consideration must be given to such factors as distance, driving times, the access convenience provided by existing and future highway systems, distribution of the resident population within the related region and the natural as well as man-made barriers which direct or channel the movement of residents within the area, (such as rivers, large bodies of water, marshlands, large public open spaces, political boundaries, and expressways or railroads). Other factors such as merchandising profile and strength exhibited

LANDAUER
REAL ESTATE COUNSELORS                                                        27


by on-site retailers relative to competing shopping facilities may also have a profound impact on the trade area's definition.

Typically, the majority of a mall's recurring sales are generated by residents located within a "Primary Trade Area", while additional sales are generated by persons residing outside of this area, either in a "Secondary Trade Area" or outside of the region altogether. The subject property is a suburban mall, located in rapidly expanding suburban area in Northwest Phoenix. The transportation plan in most areas of Phoenix relies on the grid street system and automotive traffic. Because of the lack of east-west highways in the northern portion of Phoenix, drive times can be lengthy on through streets. As such, mall patron will typically live or work within a 10 to 15 minute commute to the mall most frequented. Based on these drive time estimates, and recognizing the location of the competitive mall properties, an eight-mile radius is considered to encompass the subject's trade area.

TRADE AREA POPULATION

The table below shows the population of the subject's trade area, comparing the 1990 census data with 1996 estimates and 2001 projections. Urban Decision Systems, Inc. (UDS) estimates the 1996 trade area population was 490,241 persons, a 19.56 percent increase from 1990 census levels. Based on the 2001 population projections, the total population is expected to increase an additional 12.8 percent or by over 62,600 persons. Though not specified, the majority of population growth will occur toward the subject property because of availability of vacant land with utilities for development

                             Arrowhead Towne Center
                         Trade Area Population Estimates

                                  1990 Census  1996 Est.  2001 Proj.
                                  -----------  ---------  ----------

            Trade Area               410,041     490,241     552,848
            Phoenix-Mesa MSA       2,238,480   2,647,479   2,966,613

---------------------
Source:  Urban Decision Systems, Inc.

                             ARROWHEAD TOWNE CENTER
                 TRADE AREA ECONOMIC AND DEMOGRAPHIC FACT SHEET
                                   1990 - 2001

                                                                                      Compound      Compound
                                                                                       Annual        Annual
                                                        Estimate      Projection      % Growth      % Growth
                                                 1990     1996           2001         1990-1996       1990
                                                 ----     ----           ----         ---------       ----

Population                                     410,041   490,241        552,848         2.56%         2.43%

Households                                     160,256   195,922        221,284         2.83%         2.46%

Average Household Income                       $37,288   $42,957        $51,506         2.09%         3.70%

Total Personal Income (Millions)                $5,976    $8,416        $11,397         4.34%         6.25%

Disposability Factor*                            88.2%     87.8%          87.8%          N/A           N/A

Total Disposable Income (Millions)              $5,269    $7,389        $10,006         4.29%         6.25%

GAFO Expenditure Potential (Millions)**         $1,054    $1,478         $2,001         4.29%         6.25%

*     1994 Disposability Factor used for 1996 and 2001 comparisons.

** GAFO Expenditure Potential is defined as the portion of personal disposable income spent on general merchandise, apparel, home furnishings, and other miscellaneous retail items such as food away from home, sporting goods, books, toiletries.


----------
Source: Urban Decision Systems, Department of Commerce, Bureau of Census

LANDAUER
REAL ESTATE COUNSELORS                                                        28


The preceding table shows population in the trade area increasing from 1996 to 2001 at a compound annual rate of 2.43 percent. This is above compound annual growth expected for the Phoenix-Mesa MSA.

The following table displays the number of households included in the trade area as estimated by UDS. As with population, the total number of households in the trade area has increased 22.3 percent from 1990 census figures, a trend expected to continue at a slower rate (12.9 percent ) through the year 2001. Compared to the MSA, the trade area households have increased and are projected to increase at a faster rate.

                             Arrowhead Towne Center
                         Trade Area Household Estimates

                                  1990 Census  1996 Est.  2001 Proj.
                                  -----------  ---------  ----------

            Trade Area               160,256     195,922     221,284
            Grand Rapids-Holland     846,714   1,027,005   1,155,342

-------------------
Source:  Urban Decision Systems, Inc.

INCOME ESTIMATES AND COMPARISONS

The income characteristics of the population of the subject property's trade area has a direct bearing on the property's economic viability. The following table presents a comparison of the income characteristics of the subject property's trade area to the Phoenix-Mesa MSA and the nation.

                             Arrowhead Towne Center
                       Average Household Income Comparison

                               1990 Census   1996 Est.    2001 Proj.
                               ------------ -----------  -----------

            Trade Area             $37,288    $42,957      $51,506
            Phoenix-Mesa MSA       $38,377    $44,420      $53,413
            United States          $38,464    $44,680      $53,841

------------------
Source: Urban Decision Systems, Inc.

LANDAUER
REAL ESTATE COUNSELORS                                                        29


The preceding table indicates that the average household income level for the trade area is slightly below that of the Phoenix-Mesa MSA and the nation. Since the 1990 census, the trade area has seen average household income increase at a compound annual rate of 2.4 percent, in comparison to 2.4 percent for the Phoenix-Mesa MSA and 2.5 percent for the nation. The average household income for the trade area is projected to grow faster over the next five years, with a compound annual growth rate of 3.7 percent projected through 2001. This is about the same for the Phoenix-Mesa MSA and slightly slower than the nation. Of note is the fact that the trade area incorporates the Sun City and Sun City West communities, which are planned retirement neighborhoods. These residents, who typically are retired and have accumulated wealth but have lower levels of household income, influence the overall statistics for the trade area.

TRADE AREA EXPENDITURE POTENTIAL

The retail expenditure potential of the subject property's trade area is key to the mall's success. Landauer estimates the retail expenditure potential of a mall's trade area using a three step process: First, the total gross income of the trade area is calculated by multiplying the average 1990, 1996 and 2001 household income by the number of households; Second, the total gross income is multiplied by a disposable income factor (income remaining after taxes); and Third, disposable income is multiplied by a GAFO factor (the percentage of expenditures for general merchandise, apparel, furnishings and other retail purchases--the expenditure categories most directly related to a typical regional mall tenant mix) to estimate the amount of trade area income available for retail purchases. GAFO expenditures (expenditures for general merchandise, apparel, furnishings and other retail purchases) are estimated to be 20.0 percent of disposable income. For purposes of comparison, the expenditure calculations for the subject trade area are illustrated below for the years 1990, 1996 and 2001.

LANDAUER
REAL ESTATE COUNSELORS                                                        30


                             Arrowhead Towne Center
                          Trade Area GAFO Expenditures

                                      1990              1996             2001
                                      ----              ----             ----

Total Households                     160,256           195,922          221,284
Average Household Income             $37,288           $42,957          $51,506

Total Income (000)                $5,976,000        $8,416,000      $11,397,000

Disposability Factor                   0.882             0.878            0.878
Disposable Income (000)           $5,270,832        $7,389,248      $10,006,566

GAFO Factor                             0.20              0.20             0.20
GAFO Expenditures (000)           $1,054,166        $1,477,850       $2,001,313

---------------------
Source:    Urban Decision Systems, Inc., Landauer Associates, Inc.

GAFO expenditures are projected to increase by 6.25 percent per year between 1996 and 2001 which is faster than the 4.3 percent annual rate from 1990 to 1996. In our analysis, we are projecting 1998 mall sales (fiscal year ends August) to be $97,229,000, exclusive of all anchors which is expected to increase to $122,931,000 by fiscal year 2001, a 6.0 percent annual growth rate. This projection accounts for not only increased existing store sales but also for absorption of vacant space within the property. Our sales projections indicate that the appraised portion of Arrowhead Towne Center is expected to capture about 6.5 percent of potential trade area GAFO expenditures in fiscal year 1998. Based on sales for the anchor tenants as reported by Westcor Partners, this equates to overall mall capture of about 12 to 13 percent of GAFO. Typical capture rates for regional malls range between 7.0 and 15.0 percent of GAFO and the subject's capture rate is within the range.

Growth rates for retail sales, space absorption estimates and market rents used later in this appraisal are developed based on projected growth in trade area retail expenditures. Utilizing the above analysis, historic and projected compound annual sales growth figures are extracted and analyzed. Between 1990 and 1996, estimated GAFO sales grew at a compound annual rate of 4.3 percent. Between 1996 and 2001, GAFO sales are expected to grow at a slightly faster rate of 6.25

LANDAUER
REAL ESTATE COUNSELORS                                                        31


percent. Based on these indications, we have estimated that existing mall retailers sales will grow on average at about 3.5 percent per annum, with the amount of space leased and thus producing sales growing at about 2.5 to 3.0 percent per annum. These estimates are considered conservative given the current and projected status of Agua Fria Freeway which will effectively expand the trade area.

COMPETITIVE RETAIL ANALYSIS

Arrowhead Towne Center is the dominant mall in the far northwest market. The center's location, size and tenant mix all act to enhance its competitive position and is considered superior to proximate, older malls in Glendale. The merchandise mix of the center appears to cater well to the population within its market. However, the property was constructed somewhat prematurely and while being open in excess of three years has yet to fill to capacity. This condition should abate given the good population and income growth prospects for the neighborhood and trade area.

Retail development in the Phoenix MSA has been driven by national and regional big-box retailers. With the opening of Arrowhead Towne Center in 1993, there was a rush by retailers and developers to construct retail space for the significant draw provided by the subject. Over the past three years there has been over two million square feet of retail space constructed proximate to Arrowhead Towne Center. Recently completed properties include those for Albertson's, Toys 'R Us, and Arrowhead Festival Power Center. Also, discount department stores (Target, Wal-Mart,) are proximate to the property. More recently, development has turned to other property classes including apartments (about 1,600 units are planned for construction over the next two years just north of Arrowhead Towne Center ) and office properties.

In regard to competing malls, the following describes the most competitive properties in terms of quality of development and tenants, and draw for automotive-bound customers.

                                COMPETITION MAP


                               [GRAPHIC OMITTED]

LANDAUER
REAL ESTATE COUNSELORS                                                        32


o Metrocenter Mall is located approximately seven miles and fifteen minutes east/southeast of Arrowhead Towne Center at the intersection of Black Canyon Freeway (IH 17) and Peoria Avenue. Metrocenter contains about 1.55 million square feet, was developed in 1973 but extensively renovated in 1996, and is anchored by Sears, Dillard's, Robinson's-May, J.C. Penney, and Macy's. The enclosed mall area contains about 535,000 square feet, and there are about 200 stores of which few (less than ten) were vacant when the mall was inspected. The mall has an appealing food court, large carousel, interior fountains, and two stories of both anchor and specialty shop space. The property is managed by Westcor. Economic data on the mall are not available from the owner/manager but other area brokers report mall sales upwards from $300 per square foot and rents upwards from $40 per square foot.

o Paradise Valley Mall is located approximately 15 miles east of the subject or about 30 minutes drive time in private automobile. Paradise Valley Mall was built in 1979 by and is currently managed by Westcor Partners. This is a single-level mall anchored by Dillard's, J.C. Penney, Robinson's-May, Sears, and Macy's. Paradise Valley Mall contains approximately 1.23 million square feet of retail space of which about 147,495 square feet is non-anchor space. On the day of inspection the mall had between five and ten vacant units. Because of its more distant location far from existing highways, Paradise Valley Mall is not considered a primary competitor of Arrowhead Mall.

o Desert Sun Mall, formerly known as Westridge Mall, is located approximately 12 miles south of Arrowhead Mall on 75th Avenue just north of IH 10. Built in 1981 and renovated in 1993, Desert Sun Mall is one of the weaker new malls in the Phoenix area due to its location in a less affluent and slower-growing neighborhood. Desert Sun mall contains approximately 914,850 square feet of leasable area anchors, including Sears, Mervyns, Montgomery Ward, J.C. Penney, and Dillard's. The property contains about 302,624 square feet of specialty or mall store space which is about 85 percent leased and occupied. The mall is of single-story configuration. Most vacancies are noted proximate to the

LANDAUER
REAL ESTATE COUNSELORS                                                        33


      entrance to anchor stores. The property was constructed and is managed by Westcor Partners.

o Other retail proximate to Arrowhead Towne Center include North Valley Power Center containing 243,485 square feet and anchored by Ross Stores, Saba's, Home Express, and Target; Arrowhead Marketplace containing 232,706 square feet and anchored by OfficeMax, Linens+More, Drug Emporium, Best Buy and Marshalls; Arrowhead Crossing Power I anchored by Fry's, Staples, MacFrugals and Lil' Things; and Arrowhead Crossing Power II anchored by Oshman's, Barnes & Noble, T.J. Maxx and Circuit City. These centers were all constructed between 1992 and 1994 and are within one-half mile of the subject. Retail construction has slowed considerably proximate to Arrowhead Towne Center which should provide opportunity for the subject mall's specialty space to absorb vacant space.

LANDAUER
REAL ESTATE COUNSELORS                                                        34


PROPERTY DESCRIPTION

SITE ANALYSIS

The subject site is located on the north line of Bell Road between 75th and 78th Avenue in the city of Glendale, Maricopa County, Arizona. All the usual public utilities are available to the site. A site plan with the Arrowhead Towne Center specialty space, anchors, outlots and plaza strip center are outlined. No soils tests were available for our review, and we assume that no adverse soil conditions exist.

The parcel occupied by the entirety of Arrowhead Towne Center contains about
91.25 acres of land area of which 53.00 acres have been developed by the mall's five department stores, leaving 38.25 acres for the mall shops which are the subject of this appraisal.

The subject site is irregularly shaped which pertains to the property's function as the specialty shop location of the larger regional mall and contains the primary roadway easement areas to the perimeter mall street. The site is generally level and above street grade. According to Flood Insurance Rate Map
(FIRM) 0400451190E dated September 29, 1989 the site is outside the designated flood zone hazard area identified as within the 100 and 500-year flood plain.

ACCESS AND VISIBILITY

Visibility to the site is good from Bell Road and 75th Street. Access is available directly from Bell, 78th and 75th streets, as well as the perimeter road of the mall. Signal lights permitting full turning movements are located at the subject on Bell Street and at 75th and 78th streets. The entrance to Agua Fria Freeway is located approximately one-half mile west of the site along Bell Road.

                                   ZONING MAP


                               [GRAPHIC OMITTED]

LANDAUER
REAL ESTATE COUNSELORS                                                        35


ZONING

The subject property is zoned PAD for Planned Area Development by the zoning commission of the city of Glendale. This zoning designation expresses the allowable parking, property square footage and use of the site and represents the exacting detail of a special zoning ordinance tailored to a planned development. It appears that the subject improvements are in conformance with the zoning ordinance.

REAL ESTATE TAXES

The subject falls within the tax jurisdiction of the city of Glendale, Maricopa County, Arizona. Arizona Revised Statutes require that all property be valued annually at market value. From this Full Cash Value, Assessed Values of the subject property are determined according to an assessment ratio of 25 percent, which applies to commercial or industrial property.

The Limited Value (LV) is based upon the Full Cash Value (FCV) and by Statute is never more that the FCV. The LV can only increase by the greater of 10 percent of the prior year's LV, 25 percent of the difference between the prior year's LV and the current year's FCV, or the ratio of the total FCV to LV for comparable properties within the same taxing jurisdiction. Meanwhile, FCV can increase to reflect the fee simple interest in the real estate being assessed and can increase more if necessary.

The subject property, known as property No. 200-43-006M by the Maricopa County Assessors office, has a 1997 FCV of $39,914,536 as compared to 1996 of $36,031,532, a 10.8 percent increase. The LV is reported to be $37,120,518 for 1997 as compared to $28,680,484 for 1996, a 29.4 percent increase and exceeding the allowable increase by law. For this reason the LV for the subject property for 1997 is estimated to be about 10 percent above the prior year's LV or within 25 percent of the difference between the prior year's LV and the current year's FCV, or at about $31,500,000. Based on announced 1997 Primary Tax rates (combined) of $7.9439 per $100

LANDAUER
REAL ESTATE COUNSELORS                                                        36


valuation, real estate taxes for the subject property in 1997 are estimated at about $625,582. We expect the LV of the subject property to increase by the allowable limits for the next few years, creating a situation wherein real estate tax expense is expected to increase by about 10 percent per year over the next few years.

IMPROVEMENTS

Arrowhead Towne Center is a five-anchor, two-level, climate-controlled, super-regional mall containing 1,132,244 square feet of space. The anchor stores, which are not a part of this appraisal, contain 737,947 square feet. The subject property, comprising the specialty or mall store space, reflect the remainder of the property in Arrowhead Towne Center comprising 394,297 square feet. The center's square footage is distributed as follows, with the subject property delineated in bold:

                             Arrowhead Towne Center
                                Area Delineation
                                  (square feet)

                 Enclosed Mall Stores               348,174
                 AMC Theater                         43,123
                                                     ------
                 Subject Total                      394,297

                 Dillard's                          204,198
                 Robinson's-May                     191,500
                 J.C. Penney                        140,387
                 Montgomery Ward                    119,862
                 Mervyn's                            82,000
                                                     ------
                   Anchor Total                     737,947

                 Mall Total                       1,132,244

Arrowhead Towne Center was constructed prior to and completed and occupied in late 1993. The AMC space was developed on the subject site in 1996. Currently, the subject property is about 87 percent leased and occupied excluding leases out-for-signature and tenants who no longer occupy their space. The current occupancy includes some tenant classified as temporary having leases

LANDAUER
REAL ESTATE COUNSELORS                                                        37


being less than two years in length. For calculating the occupancy, we have included the temporarily occupied unit as a vacant unit.

The following is a brief description of the physical components of the subject property.

Foundations:            Spread reinforced concrete footings.

Exterior Walls:         Load bearing masonry walls and structural steel columns.

Roof: Open web bar joists supporting a metal deck and a built-up roofing system.

Ceilings:               Sheet rock and dropped ceilings with skylights in the
                        mall.

Floor:                  Ceramic floor tile on the mall corridor.

Lighting:               Metal halide down lights with skylights in the mall
                        corridor. Because of the large number of skylights, natural light is abundant in the mall.

HVAC System:            Evaporator cooling and forced air HVAC system.

Fire Protection:        The shopping center is fully sprinklered with a wet
                        system.

Condition:              Based on our inspection, the property is considered to
                        be in excellent condition with no deferred maintenance noted. The center is of average-quality construction with an appealing two-level design. Circulation and parking are adequate and appropriate for a regional-tenant shopping center. It is reported that their are no detrimental environmental issues associated with Arrowhead Towne Center.

LANDAUER
REAL ESTATE COUNSELORS                                                        38


HIGHEST AND BEST USE

Highest and best use is defined in The Appraisal of Real Estate, 10th Edition, as: The reasonably, probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and that results in the highest value.

Inherent in this definition is the separation of land and improvements. That is, the highest and best use for the land, as if vacant and available, could be different from the highest and best use of the improved property. All criteria must be met separately for both land and improvements.

AS IF VACANT

The subject property is located on a well-traveled interior neighborhood roadway. The best potential use would be one that benefits from the site's exposure and accessibility. The existing terrain is suitable for almost any type of commercial development. The property is zoned for commercial development (specifically, the subject mall development). Surrounding land uses include residential, commercial and office developments with commercial use as the dominant use. Considering these factors, the highest and best use of the site, if vacant, would be for a regional shopping center.

AS IMPROVED

The appraised property is improved with the specialty or mall tenant component of a regional shopping center. The design and layout of the center are suitable for typical tenant needs. Having analyzed competing retail centers, as well as the property's location, design, and condition, we conclude that the present use represents the highest and best use of the site, as improved.

LANDAUER
REAL ESTATE COUNSELORS                                                        39


VALUATION METHODOLOGY

All three approaches to value--the Cost Approach, Sales Comparison Approach, and Income Approach--were considered in the valuation of the Leased Fee Estate in the subject property.

The Cost Approach is based upon the theory of substitution, which implies that a prudent investor will not pay more to purchase a property than it would cost to create a comparable substitute property. The value of the underlying land as if vacant and available for development is first estimated. To this is added the estimated cost of reproducing or replacing the subject property, minus the estimated amount of any depreciation (physical and functional) and obsolescence (economic). The Cost Approach is not used in this appraisal are agreed to by the client.

The Sales Comparison Approach involves a direct comparison of the subject property with similar properties that have sold, in order to derive an estimate of market value. It is also based on the theory of substitution, and implies that a prudent investor would not pay more to buy the subject property than he would to buy an equally desirable substitute property. Because of wide differences in age, condition, tenancy, location, and (most importantly) anticipated net income, this analysis often provides only broad indications of general valuation parameters, such as price per square foot of gross building or rentable area, and overall capitalization rates.

The Income Approach is usually relied upon as the primary indicator of value when analyzing income-producing properties. Either through the direct capitalization of net income or the discounting of projected cash flows into a present worth indication, the analyst has reliable tools with which to formulate an estimate of market value. Essential to this approach is an awareness of market rents, operating costs, current investor yield requirements, and the relative risks associated with varying types of investment instruments.

Based on the methodologies of the three approaches to value, we have conducted our analysis of the subject property. Our assumptions and conclusions for each approach are presented in the following sections of the report.

LANDAUER
REAL ESTATE COUNSELORS                                                        40


COST APPROACH

The Cost Approach to value has not been used in this report for two specific reasons: Lack of truly comparable construction cost data; and the inappropriateness of the valuation technique. Current land value and construction cost estimates may be higher or lower than those estimated in the last nine years since the mall was built; as a result, the lack of recent construction data prevents us from quantifying the changes in replacement costs. The lack of comparable regional mall development activity also precludes us from making a reliable estimate of developer's profit. What was once achievable in the market may not be achievable today, and without an active market, the estimation of an appropriate profit margin becomes even more subjective. Additionally, as the subject is a portion of a larger mall development, the Cost Approach is not considered relevant.

Income producing properties like the subject property do not lend themselves to reliable estimates of value by the Cost Approach. The purpose of this appraisal is to estimate the market value of the leased fee interest in the subject property. Because of the potential impact of above or below market leases, specific anchor tenant operating agreements, ground leases, and other unique lease requirements oftentimes found in shopping centers, the Cost Approach cannot accurately measure the effect of such factors. In addition, the Cost Approach does not reflect the motivations inherent in purchasing income-producing properties. Shopping centers in many instances require intensive leasing, management and operational skills in order to maximize their performance. The above relationships are economic in nature, and in our opinion are best measured by proper application of the Income Approach to value. As a result of this, we have not undertaken an analysis of the property by the Cost Approach as previously agreed to by the client and Landauer.

LANDAUER
REAL ESTATE COUNSELORS                                                        41


SALES COMPARISON APPROACH

The Sales Comparison Approach to value is a technique by which market value is estimated by direct comparison of the subject property with current offerings and/or actual sales transactions of like or similar properties that occurred recently. The process is one of analyzing the listing or sale and correlating the characteristics of the property involved and the known details of the transaction so that such data can then be adjusted relative to the subject property. Consideration is given to a variety of valuation factors, including:

1)    The degree of comparability of each property with the subject property;

2) The date of the sale in relation to the date of the current appraisal, taking into account market changes during the interim;

3)    Reliability of the sales data; and

4) Appropriate adjustments for unusual conditions, if any, affecting price or terms of the sale.

To apply the Sales Comparison Approach, an appraiser considers data on sales, contracts, offers, refusals, and listings of properties considered comparable to the subject property. First, the appraiser thoroughly researches the prices, real property rights conveyed, financing terms, motivations of buyers and sellers, and transaction dates of the sale properties. Then details on each property's location, physical and functional condition, and income producing characteristics must be examined.

ELEMENTS OF COMPARISON

These are the characteristics of properties and transactions that cause the prices paid for real estate to vary. The appraiser considers and compares all differences between the comparable properties and the subject property that could affect value. Adjustments for dissimilarities are made to the

LANDAUER
REAL ESTATE COUNSELORS                                                        42


price of each comparable property to make the comparable equal to the subject on the date of the appraisal.

There are several common elements of comparison that should always be considered in a sales comparison analysis. Each is described as follows:

Real Property Rights Conveyed: A transaction price is always predicated upon the real property interest conveyed. Many types of real estate, particularly income producing property, are sold subject to existing leases. The revenue generating potential of a property is often fixed or limited by the terms of existing leases. In the valuation process, adjustments must be made to any limitations which may inhibit the property's ability to generate a level of net operating income constrained only by market events.

Financing Terms: The transaction price of one property may differ from that of an identical property due to different financing arrangements. Estimates of market value are generally based upon an all cash basis or subject to financing terms typically available in the market. Calculations for atypical financing vary depending upon the type of financing arrangement and the market perceptions of the added value. These adjustments are commonly referred to as "cash equivalency".

Conditions of Sale: These adjustments usually reflect the motivations of the buyer and the seller. When non-market conditions of sales are detected in a transaction, e.g. distressed sale, related parties or foreclosure, the sale can be used as a comparable only after extensive investigation. The motivations of the sale must be thoroughly researched before an adjustment is made.

Date of Sale: Market conditions generally change over time, but the date of an appraisal is a specific time. Therefore, past sales must be examined in light of the direction of change between the sale date of the comparable and the valuation date of the subject property. This adjustment reflects change in value and is often called a "time adjustment".

LANDAUER
REAL ESTATE COUNSELORS                                                        43


Location An adjustment may be required when the locational characteristics of a comparable property are different from those of the subject property. Adjustments for location are usually expressed as percentages that reflect the increase or decrease in value attributable to the property's location or neighborhood.

Physical Characteristics: If the physical characteristics of a comparable property and the subject property differ in any way, each of these dissimilarities may require comparison and adjustment to equal the attributes of the subject. Physical divergence may include magnitude of improvement, quality of construction, age/condition, functional utility, site size and amenities.

Income Characteristics: Factors that affect the income a property can generate include the quality of management and resulting efficiencies of operations, as well as demand, property condition, average rental rates and growth rates.

APPLICABILITY OF ADJUSTMENTS

In practice, when considering the purchase of a regional mall, buyers tend to relate one mall to another in income-oriented terminology, i.e., discount rates, capitalization rates. The rating process would include judgments of a center's location, market potential, development or expansion potential, and competitive advantage. This information would form the conclusions relating to capitalizing net income or discounting cash flows.

Very little emphasis is given to the usual comparison factors utilized in the Sales Comparison Approach such as price per square foot or gross income multiplier. The presence or absence of owned anchor stores, ground leases or other factors tend to result in a desperate price per square foot comparison, while gross income characteristics can vary widely depending on escalation practices, real estate tax levels, etc. The foregoing factors make it very difficult to adjust the traditional comparison factors from one mall to another.

-----------------------------------------------------------------------------------------------------------------------------------
                                               Summary of Improved Regional Mall Sales

Sale Number                           1                        2                        3                           4

Property Name:                 Towne East Mall          St. Clair Square            Park Mall               Valley View Mall

Location:                      Mesquite, Texas        Fairview Heights, IL       Tucson, Arizona              Dallas, Texas

Sale Date:                         Pending                   Nov-96                   Oct-96                     Oct-96

Interest Sold:                   Leased Fee         Lease Fee and Leasehold         Leased Fee                 Leased Fee

Seller:                    Grosvenor International         Prudential                 K-GAM                 LaSalle Partners

Buyer:                              REIT                  CBL & Assoc.            General Growth            The Maceruch Co.

Land Area (Acres)                    102                       89                       75                         95

Total GLA:                        1,248,000                1,044,000                 860,000                    1,567,000

Total GLA Sold:                    426,000                  280,000                  447,300                     704,600

Year Constructed:                 1971/1996                1978/1992                   1974                  1975/1993/1996

Sale Price:                     $112,500,000              $86,400,000              $50,000,000                 $85,500,000

Price per Square Foot:              $264                      $309                     $112                       $121

Net Operating Income PSF:          $23.24                    $27.62                   $11.18                     $11.35

Retail Sales PSF:                    300                      330                      225                         228

OAR:                                8.80%                    8.65%                    10.00%                      9.36%

Sale-to-Price Ratio               0.88:1.00                0.94:1.00                0.64:1.00                   0.80:1.0

                             Mall stores were 93%      Mall stores 94%        One of two malls in     Largest mall in Dallas.  J.C.
                             occupied at sale. NOI  occupied at sale.  Good  Tuscon area.  Buyer to      Penney took over vacant
                                 based on OAR.        location.  Regional        add two anchors.             anchor space.
Remarks:                                               center of quality.
-----------------------------------------------------------------------------------------------------------------------------------

LANDAUER
REAL ESTATE COUNSELORS                                                        44


ANALYSIS AND INTERPRETATION OF DATA

A summary of the comparable sales can be found on the facing page. All of the sales occurred between October 1996 and a current pending sale, and the sale prices range from $112 to $309 per square foot, with first year capitalization rates of 8.65 to 10.0 percent. Details on the transactions are included in the remarks column of the table.

Typically, the unit value of a sale is significantly affected by the inclusion of anchor tenants; thus, a comparison among properties is most meaningful when there is a match among the property components included in the transfer. Other important price variables include differences in age, condition, quality, the interest transferred, and the extent to which the properties are leased at market rentals, as well as the impact of income from other sources not being accounted for within the expression of a mall gross leasable area measure.

The subject property consists of 394,297 square feet of enclosed mall space within a larger super-regional shopping center. Sale Nos. 1 and 2 reflect enclosed mall space sales without anchor space being part of the transaction. Sale Nos. 3 and 4 were primarily comprised of enclosed mall space but contained some level, but not all, of the anchor space associated with the mall.

Sale Nos. 1 reflects the transfer of the enclosed mall space within Towne East Mall, an enclosed mall in east suburban Dallas completed in 1971 and renovated in 1996. As the property had been renovated prior to sale, the buyers could expect and increase in operating results from the property over the next few years. The property sold on the basis of 264 per square foot and reported retail sales of $300 per square foot for a ratio of .88 to 1.0. The overall capitalization rate was reported at 8.8 percent with the purchased component of the property being 93 percent occupied at sale. Overall, Sale No. 1 is superior to the subject in regard to demonstrated retail sales and occupancy, while the subject is superior in regard to location in a faster-growing suburban market and in recentness of construction.

LANDAUER
REAL ESTATE COUNSELORS                                                        45


Sale No. 2 reflects the November 1996 sale of 280,000 square feet of enclosed mall space with anchors of Sears, Dillard's, J.C. Penney and Famous-Barr. The property was constructed in 1978 but renovated in 1992 and, thus, was in good condition at sale. Mall shops were reportedly 94 percent leased, considered a stabilized level of occupancy. Retail sales are reported at $330 per square foot while the purchase price of $309 per square foot indicates a price ratio of 0.94 to 1.0.

Sale Nos. 3 and 4 included anchor tenant space which typically reduces the overall price per square foot of mall sales indications. For instance, Sale No. 3 sold on the basis of $112 per square foot and exhibits a sale-to-price ratio of 0.64 to 1.0. Sale No. 4 exhibits similar characteristics with a sales price of $121 per square foot and a sales-to-price ratio of 0.80 to 1.0. Sale No. 3, located in Tucson, Arizona, is the only Arizona mall analyzed in this analysis. The property sold on the basis of a 10 percent capitalization rate. Enclosed mall sales were reportedly $225 per square foot. Sale No. 4 sold on the basis of a 9 percent capitalization rate with the buyer anticipating increasing revenues with the addition of a new anchor.

Arrowhead Towne Center is a good quality regional mall located in a growing region of the Phoenix-Mesa MSA. While operating performance is improving, the property is still somewhat under-performing in retail sales occupancy. While investors will purchase properties in anticipation of near-term financial improvement, most prefer to wager on improvements made to the property itself as opposed to speculation on continued improvement of demographic characteristics for increased financial rewards and stability. As such, the capitalization rates associated with Sale Nos. 1 and 4 are considered aggressive for the subject at the current time.

In 1996, retail sales at Arrowhead Mall were about $184 per square foot for enclosed mall space. According to the sales report as of July 1997, retail sales volume has increased significantly and 1997 projected sales are about $240 per square foot of mall area. Based on average occupancy of about 87 percent, this indicates a level of sales signaling increased occupancy and profitability for retailers, prerequisites of long-term mall profitability. However, the reason for the increased mall sales and whether tenants maintained margins to achieve sales is unknown. As such, projected sales are considered somewhat speculatively in estimates of value via Sales Comparison.

LANDAUER
REAL ESTATE COUNSELORS                                                        46

In general, the subject is a good-quality center in an area experiencing good growth patterns of income, population and households. However, investors are cognizant of the difference between projected performance and current, demonstrated financial performance. As such, Sale Nos. 1 and 2 establish an upper range of value indications for the subject on a price per square foot basis and a sales-to-price basis (when utilizing projected sales). Therefore, in our opinion, the price per square foot applicable to the subject is between $230 and $250 per square foot. Similarly, the ratio of sale price to sales applicable to the property is between 0.75 and 0.85 of projected sales. These result in the following value ranges.

                             Indicated Value Ranges

                 394,297 square feet  x  $230  = $90,688,310
                 394,297 square feet  x  $250 =  $98,574,250

                                       and

         1997 projected sales of $240 psf x 0.75 x 394,297 = $70,973,460
         1997 projected sales of $240 psf x 0.85 x 394,297 = $80,436,588

In conclusion, the value indications at the middle to upper end of the range are most applicable to the subject. The value range indicated by the Sales Comparison Approach is: $80,000,000 to $100,000,000.

INDICATED MARKET VALUE OF THE LEASED FEE
ESTATE BY THE SALES COMPARISON APPROACH............$80,000,000 to $100,000,000

LANDAUER
REAL ESTATE COUNSELORS                                                        47


INCOME APPROACH

Income property exists for the production of income. It is only natural that the value of an income producing property should be a function of earning power. This is the essence of the Income Approach to Value and all related theory and techniques. This is not to say that the production of income is necessarily the sole reason for such a property's existence, nor is it meant to suggest that factors not related to earning power cannot influence value. There is no question, however, that the expectation of monetary gain is the major consideration in the valuation of income properties. Indeed, the anticipation of future benefits, either amenities or dollars, is the very basis of the value of any kind of property.

The theory of the Income Approach is based on the present worth of the net income, cash flow, and reversionary value in the property it will produce during the remainder of its productive life over a reasonable holding (ownership) period. The Income Approach, therefore, is a process of measuring or estimating the extent of future benefits which might reasonably be expected and translating these benefits into a present value at a particular point in time.

DISCOUNTED CASH FLOW ANALYSIS ("DCF") ASSUMPTIONS

We have utilized a computer-generated (Pro-Ject) discounted cash flow analysis program to estimate the future financial performance of the subject property. The assumptions employed to structure the pro forma cash flow and determine future income and expense estimates in addition to capital items are summarized below. The model also allows for the entry of basic assumptions concerning future lease revenues and expenses.

LEASING SUMMARY

The subject property has 143 enclosed mall retail tenants, 2 kiosk tenants, cart rentals, storage rentals, and two ATM leases. Fifteen spaces within the appraised property are currently vacant.

LANDAUER
REAL ESTATE COUNSELORS                                                        48


Several existing tenants within the property are temporary in nature, having signed leases of less than two years, with many not utilizing the overall space within the demised premise. The overall occupancy for Arrowhead Towne Center is about 87 percent including the temporary leases. Currently, there is little physical expansion capacity for additional carts and kiosks at the property. However, with the expansion of the Northwest Valley neighborhood and trade area, and improvements to the subject's accessibility, there is good potential for additional leasing of space within the property. Over the next few years it is expected that the mall will increase in occupancy and that a stabilized level of occupancy of about 95 percent of mall or specialty space will be obtained. Below follows a brief summary of the more pertinent details and a general description of the enclosed mall and plaza leases.

ENCLOSED MALL TENANT LEASES

The mall tenant leases vary in length, but average about 8-years in duration. In general, the leases are based on a triple-net treatment of expenses and include an administrative factor to Common Area Maintenance and Enclosed Mall Expenses. Environmental Expenses are passed through to tenants and provide services to the entire mall property. Tax expenses cover only the portion of the property appraised. Most tenants have percentage sales clauses for the computation and payment of overage rent. The most common form of computation is with a natural break of 5 to 7 percent of sales; however, the percentage sales clause varies on a tenant-by-tenant basis. The property is a below stabilized occupancy and thus the landlord's share of operating expenses is less that that which would be incurred at higher occupancy. Common area and other common area (administration) expenses are recovered based on the tenant's pro rata share of GLA for the enclosed mall. In most leases, the common area expenses have a 5-percent administrative surcharge added for calculating recoveries. Most leases specify renewal options; however, the renewal option rent is to be negotiated to a market level. For this reason, renewal options, unless advantageous to the tenant, are not modeled for the enclosed mall tenants.

LANDAUER
REAL ESTATE COUNSELORS                                                        49


MARKET RENT

In estimating market rents for Arrowhead Towne Center, recent leases were analyzed, actual spaces were examined and leasing plans were reviewed at the subject center and at competitive centers. Being a newer property, all leases at Arrowhead Towne Center are less than five years old and, thus, are mostly reflective of current market rates.

Rental rates signed at the property in 1993 and 1994 are generally higher than rates signed in 1996 and 1997. This event has two sources: tenants were optimistic on the rapid leaseup of space in Arrowhead Towne Center and wanted to have prime spots reserved; and most of the original leases in the property were for the prime space within each category of space and, thus, have a tendency to be higher than the averages within the categories.

At present, there are fifteen vacant enclosed mall retail tenant units and several temporary leases which will become available for re-lease over the next year. In this analysis, the market rent conclusion for these spaces will be applied.

Market rents for Arrowhead Towne Center have been estimated on a tenant-by-tenant basis. These estimates are influenced by recent leasing trends, the quality of the location and the size of the space. Although rents vary by space, they generally fall within a range dictated by the size of the space. Estimated market rental rates for 1997 are summarized as follows:

                              Estimated Market Rent

                        Size of Space      Market Rent
                          (Sq. Ft.)        Per Sq. Ft.
                          ---------        -----------

                           0-999             $45.00
                           1,000-1,999       $30.00
                           2,000-1,999       $25.00
                           3,000+            $20.00
                           Food Court        $55.00
                           Restaurant        $20.00
                           Kiosk            $200.00
                           Jewelry           $50.00

LANDAUER
REAL ESTATE COUNSELORS                                                        50


The forecasted basic lease structure and assumptions have been derived from the market, as determined by the rent survey and activity at the subject.
The assumptions used in the DCF Analysis are:

Projection Period:          The projection period begins September 1,
                            1997 and extends for a term of 10 years through August 2008. Fiscal year 1998 (the first full year) is used as the initial base year. The 11th year's
                            (2008) net operating income is capitalized to establish the reversionary value and is added to the 10th year cash flow.

Gross Leasable Area:        394,297 square feet

Lease Term:                 Typical enclosed mall retail leases at the subject
                            are for a 8-year term

Growth Rates:               Market rental rates have annual escalations of 3.5
                            percent from Year 2 throughout the projection period. Expense categories are escalated annually at a rate of 3.5 percent through the projection period, except for management fees which are based upon a percentage of effective gross income, and real estate tax expense as detailed earlier in the report.

REVENUE

Minimum Rent:               Rental rates for current tenants are dependent
                            on specific lease terms which have been modeled in our analysis. For currently vacant spaces and for lease rollovers, tenant spaces have been assigned the market rent for the appropriate category.

LANDAUER
REAL ESTATE COUNSELORS                                                        51


                            Most of the leases at the center are structured on a net basis with the tenant responsible for their defined pro rata share of operating expenses and real estate taxes. According to a rent roll provided for the appraisal, there are more specific expense recovery schedules. We have simplified the recovery methods for most of the tenants, and the general expense recovery structure applied in the analysis is described below.

Enclosed Mall Expenses:     Enclosed mall tenants pay a pro-rata share of
                            enclosed mall expenses based on a proportion of unit size to either the enclosed mall GLA or the occupied area of the enclosed mall, excluding anchor tenants.
                            The CAM recovery includes such expenses as insurance, electricity, heat oil/gas, water and sewer, cleaning, repair and maintenance and security. An administrative fee of 5 percent is applied to this total.

Common Area Expenses:       This expense is related to the maintenance and
                            repair of the common area of the center (site, parking area, etc.). Items included within this category include landscaping, security, payroll and repair expense, trash removal, insurance, lighting and parking lot repairs. Most tenants pay a direct pro-rata share of these expenses based on the GLA at the mall. This expense includes a 5.0 percent administrative charge.

Enclosed Mall Expenses:     This expense category, known as EMM expense,
                            includes expense items such as utilities, cleaning, security, salaries and benefits, maintenance and maintenance contracts, interior landscaping, trash removal, and other items. EMM basically accounts for the expense associated with operating the interior portions of the property.

LANDAUER
REAL ESTATE COUNSELORS                                                        52


Real Estate Taxes/
Insurance:                  Real estate taxes are recovered based on the tenants
                            prorated share of the GLA. As the anchor tenants are not separately assessed for real estate taxes, they also pay a prorated share of the expense. Insurance expense is allocated for the common area of the property.

Percentage Rent:            Also known as overage rent, percentage rent cited in
                            the existing leases vary from 2.0 to 15.0 percent of sales above a natural or predetermined breakpoint.
                            The most typical percentage rent rates found at the subject are 5.0 to 6.0 percent. Future sales volume forecasts for each tenant are based upon the information from 1995, 1996 and first quarter 1997 sales volume with trend projections based on past years experience to account for the seasonal nature of retailing, especially in Phoenix which has a larger winter tourist population.

Vacancy/Credit Loss:        A 2.0 percent deduction is taken against
                            effective gross income to account for unanticipated future vacancies and credit losses. All mall tenants are subject to the vacancy credit.

Other Income:               This category includes income from cart rental,
                            storage locker rental, and miscellaneous income. In total, Other income is estimated at $210,000 in the first year of analysis as compared to other income of $212,867 in 1996. Miscellaneous income is increased at the general growth rate of 3.5 percent per year.

LANDAUER
REAL ESTATE COUNSELORS                                                        53


Tenant Retention Ratio:    Upon the expiration of the existing
                           leases, it is estimated that 70 percent of the expiring enclosed mall tenants will renew and 30 percent will vacate when the leases expire.

Vacancy Between Leases:    A weighted average of two to four months vacancy
                           between leases is assumed at rollover. The weighted averages assume an actual downtime of six to twelve months for non-anchor tenants. In conjunction with credit loss allowances, this assumption models a long-term stabilized vacancy and collection loss factor of about 5% in the cash flow model.

Rent Concessions:          Rent concessions are not common in the regional mall
                           market. However, some malls will give free rent instead of contributing toward the tenant's alterations. No rent concessions are assumed in this analysis.

Lease-up Assumptions:      As of September 1, 1997, the subject is projected to
                           have about 40,383 square feet of vacant space, including portions of lease space not occupied by temporary tenants. Including space occupied by temporary tenants and two tenants identified by management as having vacated their lease space, vacancy at the property totals about 13% of total space. Our assumptions for leasing the vacant space include the gradual leasing of space on a suite-by-suite basis over the next three years of the analysis. Thus, by fiscal year 2001 the property is modeled to have reached long-term or stabilized occupancy. Rental rates and tenant finish allowances are taken into consideration based on the characteristics of individual spaces.

ARROWHEAD TOWNE CENTER HISTORICAL OPERATING EXPENSES

                                                                                Annualized
Item                        1994          1995          1996        MAR-97         1997

===========================================================================================
Income
     Minimum Rent       $ 5,288,044   $ 7,187,150   $ 8,332,834   $ 2,217,868   $ 8,871,472
     Overage Rent       $    92,244   $   109,571   $   193,624   $    29,076   $   116,305
     CAM Recovery       $ 1,508,829   $ 1,942,050   $ 2,184,259   $   556,471   $ 2,225,884
     Tax/Ins Recovery   $   480,110   $   469,666   $   558,634   $   239,925   $   959,700
     Environmental      $ 1,500,000   $ 1,523,393   $ 1,563,290   $   405,016   $ 1,620,065
     Promotion Revenue  $   527,077   $   561,923   $   583,124   $   163,876   $   655,504
     Misc. Income       $    48,075   $    24,530   $    58,687   $    22,118   $    88,472
Total Income            $ 9,444,379   $11,818,283   $13,474,452   $ 3,634,351   $14,537,402

Less: Vacancy & Credit  $        --   $        --   $        --   $        --   $        --

Effective Gross Income  $ 9,444,379   $11,818,283   $13,474,452   $ 3,634,351   $14,537,402

Expenses
     CAM                $   299,981   $   457,588   $   473,410   $   131,541   $   526,164
     EMM                $ 1,385,237   $ 1,618,395   $ 1,602,796   $   415,316   $ 1,661,264
     Environmental      $   977,917   $ 1,053,421   $ 1,049,422   $   196,082   $   784,328
     Cart Expense       $    45,971   $    45,811   $    45,578   $    15,986   $    63,944
     Real Estate Taxes  $   590,092   $   567,928   $   607,954   $   266,100   $ 1,064,400
     Insurance          $    13,135   $    15,969   $    15,969   $     4,637   $    18,549
     Advertising/Promo  $   603,539   $   700,271   $   710,691   $   138,747   $   554,988
     Management         $   376,232   $   474,267   $   500,818   $   135,714   $   542,856
     Audit/Legal        $    37,420   $    67,959   $    68,000   $    26,919   $   107,678
     Other              $    19,244   $    56,791   $    29,701   $    19,547   $    78,187
Total Expenses          $ 4,348,768   $ 5,058,400   $ 5,104,339   $ 1,350,590   $ 5,402,358

Net Income              $ 5,095,611   $ 6,759,883   $ 8,370,113   $ 2,283,761   $ 9,135,044

     Management Fee     $   376,232   $   474,267   $   500,818   $   135,714   $   542,856
     Percent of Income        3.98%         4.01%         3.72%         3.73%         3.73%

LANDAUER
REAL ESTATE COUNSELORS                                                        54


Options: Many of the tenants have renewal options included in their original leases. Most of the renewal terms cited in the leases indicate that the renewal rental rate will be at the prevailing market level. For this reason, we have not exercised any renewal options, except for leases in which an option is advantageous to the tenants.

Renewals:                  Upon expiration of current leases, tenants are
                           renewed at the higher of the last effective rent or the market rent (base plus percentage rent) in the renewal year. The sales volume continues from the base lease. Where no history of sales is present, sales volume is projected to reach breakpoint levels in the second, third, or fourth year of tenant leases, depending on the space. Each tenant is charged with a weighted average tenant improvement allowance.

EXPENSES

Operating Expenses:        Operating expense estimates for Arrowhead Towne
                           Center were based primarily upon historical data from 1995, 1996 and partial-year (first quarter) 1997 figures. The 1997 budget estimate of expenses was not provided. We have also taken into consideration expense data from other similar shopping centers as well as from trade publications such as Dollars and Cents of Shopping Centers: 1995, published by the Urban Land Institute. However, our expense conclusion is based primarily upon the historical levels found at the subject. A summary of the historical operating levels are found in the table on the facing page.

LANDAUER
REAL ESTATE COUNSELORS                                                        55


CAM: Common Area Maintenance expense includes such outside functions as security, water and electricity, exterior maintenance, landscaping and other functions. In 1995 CAM expense was $457,588 and $473,410 in 1996. On an annualized basis (based on four months results) CAM for 1997 is indicated at $526,164. For 1997 we estimate CAM expense at $500,000.

Enclosed Mall:             Enclosed mall (EEM) expenses include items such as
                           cleaning, interior repairs and maintenance, insurance, lighting, music, pest control, security, seasonal decorations, supplies, interior land-scaping and security. This expense totaled $1,618,395 in 1995 and $1,602,796 in 1996. On an annualized basis the expense is $1,661,264 in 1997. We estimate 1997 enclosed mall expense of $1,650,000. The expense is projected to grow at the general expense growth rate of 3.5 percent per annum.

Environmental:             The environmental expense is associated with interior
                           payroll, equipment, utilities, various cart expenses, and other expenses associated with interior services.
                           Common area expenses are for maintaining the exterior common area including landscaping, parking lot and ring road. Environmental expenses totaled $1,053,421 in 1995 and $1,049,422 in 1996. Based on three months data, 1997 expenses are indicated at $784,328;
                           however, these expenses do not reflect the cost of summer air conditioning in Phoenix. We have concluded the 1997 environmental expense of $1,100,000.

Real Estate Taxes:         Real Estate Taxes at the property were reported at
                           $567,928 in 1995 and $607,954 in 1996. Based on
                           limitations on current assessment, and current tax rates for the subject, 1997 real estate

LANDAUER
REAL ESTATE COUNSELORS                                                        56


                           tax expense is estimated at $630,000 in 1997. Because of the increased value of the property, the limited value on which the real estate taxes is based is expected to increase over the next few years. Thus, real estate tax expense is estimated to increase by 10 percent per annum over the next four years. Thereafter, 3.5 percent increases are projected.

Other Expenses:            Other expense estimates for 1997 include those for
                           insurance ($18,550), cart expense ($60,000), audit and legal expenses ($72,000) and miscellaneous expenses ($25,000). All are based on the historical operation of the property and are increased at 3.5 percent per annum through the cash flow model.

Advertising & Promotion:   Although shown in the table as a gross expense, this
                           category is offset by recoveries from tenants. The net expense for 1994 through 1996 has ranged from $76,462 to $138,348. We have stabilized the landlord's contribution at $130,000 for 1997.

Management Fee:            Management fees in the regional mall market range
                           from 3.0 percent to 5.0 percent, depending the revenues to which it is applied and whether leasing commissions are paid separately. For most malls, the management fee is typically in the range of 4.5 percent of minimum and percentage rent and utility sales, charged between related entities. A higher management fee of 5.0 percent would be applied to a lower level of minimum and percentage rent. When applied to all revenue, management fees range between
                           3.0 and 3.5 percent. For the Arrowhead Towne Center, management is based on 4.0 percent of minimum rents and overage rents. Additionally, there is a separate charge for on-site management, personnel at the property which has historically

LANDAUER
REAL ESTATE COUNSELORS                                                        57


                           been just under $200,000 per annum. On-site management is estimated at $200,000 for 1997 in this analysis. In total, management expense is estimated at $577,456 in fiscal year 1998 as compared to management expense of $500,818 in 1996.

TOTAL EXPENSES

The total expenses as concluded for fiscal year 1998 are projected to be $4,785,278. The 1995 actual expenses were $4,496,477 and 1996 expenses were $4,521,215. Our fiscal year 1998 conclusion of $4,785,278 is not out of line based on historical expenses.

CAPITAL ITEMS

This non-operating expense category includes tenant alteration and improvement costs, leasing commissions, and a capital reserve (or reserve for capital replacements).

Tenant Alterations: We note that there is still a considerable amount of vacant space at Arrowhead Towne Center, and many mall tenants have leases which expire in 2000 through 2003. By 2003, the tenant spaces will be 10-years old and would require some refurbishing. Furthermore, the enclosed mall tenants renewal options specify that the renewal rental rate will be re-negotiated to a market level, and there is no rental rate incentive for the tenant to renew. The landlord and tenant will re-negotiate the rental rate with the tenant most likely demanding that the landlord contribute to refurbishing its space as if it was a new lease. Furthermore, as the neighborhood continues to develop its commercial character, additional discount retailers and infill in-line tenants would enter the market and compete with tenant sales at the mall. To remain competitive in the future, new tenants will likely demand and receive from the landlord a larger amount of tenant finish.

Historical detail on landlord's new tenant improvement allowance is limited. The information which is available indicates a wide range of tenant improvement allowances generally ranging from

LANDAUER
REAL ESTATE COUNSELORS                                                        58


about $5 to $30 per square foot of leased space. At Arrowhead Towne Center, we anticipate some allowance above the recent average will usually be necessary, and we project an allowance of $20.00 per square foot for new enclosed mall retail tenants, with a $3.00 per square foot allowance for tenant renewal.

Leasing Commissions: The management fee arrangement at the property specifically awards management a leasing commission of $3.50 per square foot for new leases and $1.50 per square foot for renewals. This agreement specifically identifies management's obligations to pay outside commission from this negotiated fee.

Capital Reserves: This category accounts for the fact that capital items such as the roof, building mechanical systems, and parking lot eventually will need major repairs or replacement. We are projecting a $0.10 per square foot expense, growing at a 3.5 percent rate.

Cash Flow Analysis: Based upon the foregoing assumptions and projections, the cash flow forecast for Arrowhead Towne Center is presented on the following page.

--------------------------------------------------------------------------------
                             Arrowhead Towne Center
                             Cash Flow of Mall Space
                              As of September 1997


Fiscal Year Ends                       1998         1999         2000          2001          2002
----------------                       ----         ----         ----          ----          ----
Revenues
Minimum Rents                    $8,846,980   $9,607,140  $10,132,902   $10,594,504   $10,856,490
Recoveries
  CAM/EMM                        $2,310,175   $2,391,031   $2,474,717    $2,561,332    $2,650,979
  Environmental                   1,611,955    1,668,373    1,726,766     1,787,203     1,849,755
  Taxes/Insurance                   621,839      682,915      750,060       791,177       818,868
                                    -------      -------      -------       -------       -------
Total Recoveries                 $4,543,969   $4,742,319   $4,951,543    $5,139,712    $5,319,602
Overage Rents                      $472,730     $508,689     $580,170      $611,824      $585,811
Other Income
  Cart Rental                      $158,000     $161,687     $167,346      $173,203      $179,265
  Misc.                              25,000       25,583       26,479        27,406        28,365
  Storage                            27,000       27,630       28,597        29,598        30,634
                                     ------       ------       ------        ------        ------
Total Other Income                 $210,000     $214,900     $222,422      $230,207      $238,264
Total Revenues                  $14,073,679  $15,073,048  $15,887,037   $16,576,247   $17,000,167
Less: Vacancy                      $277,274     $277,274     $277,274      $277,274      $277,274
                                   --------     --------     --------      --------      --------
Effective Gross Revenue         $13,796,405  $14,795,774  $15,609,763   $16,298,973   $16,722,893
Expenses
  CAM/EMM                        $2,200,167   $2,277,173   $2,356,873    $2,439,364    $2,524,742
  Environmental                   1,125,667    1,125,667    1,125,667     1,125,667     1,125,667
  Real Estate Taxes                 672,000      739,200      813,120       858,096       888,129
  Insurance                          18,932       19,594       20,280        20,990        21,725
  LL Advertising/Promo              133,033      137,689      142,508       147,496       152,658
  Cart Expense                       61,400       63,549       65,773        68,075        70,458
  LL Insurance                        4,810        4,978        5,152         5,333         5,519
  On-Site Management                204,667      204,667      204,667       204,667       204,667
  Legal/Audit                        73,680       76,259       78,928        81,690        84,549
  Other                              25,583       26,479       27,406        28,365        29,357
  Management                        372,789      404,635      428,523       448,252       457,690
                                    -------      -------      -------       -------       -------
Total Operating Expenses         $4,892,728   $5,079,890   $5,268,897    $5,427,995    $5,565,161
Net Operating Income             $8,903,677   $9,715,884  $10,340,866   $10,870,978   $11,157,732
Capital Expenses
  Commissions                       $61,088      $58,555      $27,444       $29,109       $33,817
  Capital Improvements               34,715       35,930       37,188        38,490        39,837
  Alterations                       329,578      319,170      162,119       169,477       154,914
                                    -------      -------      -------       -------       -------
Total Capital Expenses             $425,381     $413,655     $226,751      $237,076      $228,568
Cash Flow                        $8,478,296   $9,302,229  $10,114,115   $10,633,902   $10,929,164
----------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------




Fiscal Year Ends                       2003           2004           2005           2006             2007             2008
----------------                       ----           ----           ----           ----             ----             ----
Revenues
Minimum Rents                   $11,188,738    $10,556,928    $12,555,398    $12,928,116      $14,347,508      $15,257,554
Recoveries
  CAM/EMM                        $2,743,763     $2,839,794     $2,939,187     $3,042,059       $3,148,530       $3,258,729
  Environmental                   1,914,496      1,981,504      2,050,856      2,122,636        2,196,928        2,273,821
  Taxes/Insurance                   847,528        877,192        907,894        939,670          972,558        1,006,598
                                    -------        -------        -------        -------          -------        ---------
Total Recoveries                 $5,505,787     $5,698,490     $5,897,937     $6,104,365       $6,318,016       $6,539,148
Overage Rents                      $619,074       $504,433       $472,349       $476,045         $455,880         $471,749
Other Income
  Cart Rental                      $185,539       $192,033       $198,754       $205,711         $212,910         $220,362
  Misc.                              29,357         30,385         31,448         32,549           33,688           34,867
  Storage                            31,706         32,816         33,964         35,153           36,383           37,657
                                     ------         ------         ------         ------           ------           ------
Total Other Income                 $246,602       $255,234       $264,166       $273,413         $282,981         $292,886
Total Revenues                  $17,560,201    $17,015,085    $19,189,850    $19,781,939      $21,404,385      $22,561,337
Less: Vacancy                      $277,274       $277,274       $277,274       $277,274         $277,274         $277,274
                                   --------       --------       --------       --------         --------         --------
Effective Gross Revenue         $17,282,927    $16,737,811    $18,912,576    $19,504,665      $21,127,111      $22,284,063
Expenses
  CAM/EMM                        $2,613,107     $2,704,566     $2,799,226     $2,897,199       $2,998,601       $3,103,551
  Environmental                   1,125,667      1,125,667      1,125,667      1,125,667        1,125,667        1,125,667
  Real Estate Taxes                 919,213        951,386        984,684      1,019,148        1,054,819        1,091,737
  Insurance                          22,485         23,272         24,086         24,929           25,802           26,705
  LL Advertising/Promo              158,001        163,532        169,255        175,179          181,310          187,656
  Cart Expense                       72,924         75,476         78,118         80,852           83,682           86,611
  LL Insurance                        5,712          5,912          6,119          6,333            6,555            6,785
  On-Site Management                204,667        204,667        204,667        204,667          204,667          204,667
  Legal/Audit                        87,509         90,572         93,742         97,022          100,418          103,933
  Other                              30,385         31,448         32,549         33,688           34,867           36,088
  Management                        472,313        442,455        521,110        536,166          592,135          629,171
                                    -------        -------        -------        -------          -------          -------
Total Operating Expenses         $5,711,983     $5,818,953     $6,039,223     $6,200,850       $6,408,523       $6,602,571
Net Operating Income            $11,570,944    $10,918,858    $12,873,353    $13,303,815      $14,718,588      $15,681,492
Capital Expenses
  Commissions                       $31,458       $251,061        $60,736       $182,873          $91,995          $33,037
  Capital Improvements               41,231         42,674         44,168         45,714           47,314           48,969
  Alterations                       149,156      1,232,061        308,487        960,916          575,251          183,715
                                    -------      ---------        -------        -------          -------          -------
Total Capital Expenses             $221,845     $1,525,796       $413,391     $1,189,503         $714,560         $265,721
Cash Flow                       $11,349,099     $9,393,062    $12,459,962    $12,114,312      $14,004,028      $15,415,771
--------------------------------------------------------------------------------------------------------------------------

LANDAUER
REAL ESTATE COUNSELORS                                                        60


DISCOUNTED CASH FLOW ANALYSIS

As previously discussed, once the projected income stream over the projection period is determined, the next step is to discount the periodic cash flow and the reversion at the end of the holding period to an indicated value as of the valuation date. The following definitions and assumptions were employed in our analysis.

Net Operating Income: Net income remaining after all expenses but before capital items, i.e., tenant improvement cost, leasing commissions, and capital expenditures.

Cash Flow: Income available after all capital items, including reserves, leasing commissions and tenant improvements.

Overall Rate: A rate which reflects the relationship of the first year's net income to total value, derived by dividing the net income by the indicated value.

Discount Rate: A rate of return used to estimate the present value of future cash flows including the reversion (sales proceeds) of the property at the end of the holding period. The discount rate is alternately called an Internal Rate of Return.

Terminal Capitalization Rate: An overall rate applied to the projected net operating income at the end of the holding period to determine the amount of the reversion. A disposition fee is usually deducted from the reversion.

Holding Period: A holding period is the term of ownership of an investment, also referred to as the projection period for the purposes of analysis and valuation.

LANDAUER
REAL ESTATE COUNSELORS                                                        61


RATE SELECTION

The selection of appropriate Discount Rates and Terminal Capitalization Rates for use in arriving at an estimate of value is a judgmental process. Community centers similar to the subject have a market appeal to both national and local investors. Therefore, competition with many other investment vehicles has an influence on rates of return required by investors.

One method used to estimate an appropriate discount rate to apply in the discounted cash flow model is to analyze the investment parameters of institutional-type investors, both for real estate and non-real estate types of investments.

The following yields were noted for non-real estate investments for the year ending August 22, 1997.

                        Non-Real Estate Investment Yields

                  Investment Instrument          Yield Rate
                  ---------------------          ----------

                  Government Bonds (10 Years)        6.27%
                  U.S. Treasury (30 Years)           6.57%
                  Aaa-rated Corporate Bonds          7.22%
                  Baa-rated Corporate Bonds          7.85%
                  A-rated Utility Bonds (30 Years)   7.74%

Government issues, considered near risk-free, tend to offer the lowest yield, while Baa-rated issues are generally among the highest. For real estate investments, rates may be influenced by risk, degree of liquidity, burden of management, tax benefits, and future appreciation or depreciation. Adjustments must be made to the safe rate to compensate for these factors. Consequently, required real estate yields are generally higher than those for non-real estate investments.

                          Survey of Investment Criterea
                              Second Quarter, 1997
                              Regional Mall Market

                                     Current          Last            Year
                                     Quarter         Quarter          Ago
                                     -------         -------          ---

Free & Clear Equity IRR
-----------------------
Range                            10.50%-14.00%    10.00%-14.00%   10.00%-14.00%
Average                              11.75%           11.69%          11.50%
Change (Basis Points)                  -                6              25

Free & Clear Equity Cap Rate
----------------------------
Range                             7.00%-11.00%     7.00%-11.00%    6.25%-11.00%
Average                               8.57%            8.57%           8.17%
Change (Basis Points)                  -                0              40

Market Rent Change Rate
-----------------------
Range                             0.00%-4.00%      0.00%-4.00%     0.00%-4.00%
Average                               2.86%            2.86%           2.64%
Change (Basis Points)                  -                0                22

Expense Change Rate
-------------------
Range                             3.00%-4.00%      3.00%-4.00%     3.00%-4.00%
Average                               3.75%            3.78%           3.89%
Change (Basis Points)                  -               -3               -14

Residual Cap Rate
-----------------
Range                             7.50%-11.00%     7.50%-11.00%    7.00%-11.00%
Average                               8.78%            8.76%           8.56%
Change (Basis Points)                  -                2               22

Source: Peter F. Korpacz & Associates, Inc. - Quarterly Survey of Investment
        Criteria

                            National Investor Survey
                               First Quarter 1997
                            Regional Malls, Class "A"

                                 Third Quarter    Third Quarter  First Quarter
                                      1996            1995          1996
                                      ----            ----          ----

Free & Clear Equity IRR
-----------------------
Range                            10.50%-11.80%    10.00%-11.80%   10.00%-11.50%
Average                              11.10%           11.10%          11.00%
Change (Basis Points)                  -                0              10

Free & Clear Equity Cap Rate
----------------------------
Range                             8.00%-8.60%      7.00%-9.00%     6.00%-10.00%
Average                               8.2%             8.2%            8.0%
Change (Basis Points)                  -                0               20

Market Rent Change Rate
-----------------------
Range                             3.00%-4.00%      1.50%-5.00%     0.00%-6.00%
Average                               3.50%            3.20%           3.50%
Change (Basis Points)                  -                30               0

Expense Change Rate
-------------------
Range                             3.00%-4.00%      3.00%-4.00%     3.00%-4.00%
Average                               3.70%            3.70%           3.80%
Change (Basis Points)                  -                 0              -10

Residual Cap Rate
-----------------
Range                             8.00%-9.30%      7.00%-9.50%     8.00%-10.00%
Average                               8.70%            8.70%           8.70%
Change (Basis Points)                  -                 0               0

Source: CB Commercial National Investor Survey

LANDAUER
REAL ESTATE COUNSELORS                                                        62


The discount rates and terminal capitalization rates applicable to first-tier regional malls have remained relatively stable over the last year. As summarized on the facing page, according to the Korpacz Real Estate Investor Survey, Second Quarter 1997, discount rates range from 10.5 to 14.0 percent, with an average of
11.75 percent. This represents a 25 basis point increase from average rates of one year ago. Residual capitalization rates range from 7.5 to 11.0 percent, with an average of 8.78 percent, a 22 basis point increase from second quarter 1996 levels. First year overall rates are reported at 7.00 to 11.0 percent with an average of 8.57 percent, representing a 40 basis point increase from last year's rates. CB Commercial's National Investor Survey, First Quarter 1997, also indicates similar averages in discount rates (10.5-11.8 percent, average 11.0 percent), terminal capitalization rates (8.0-9.3 percent, average 8.7 percent), and going-in capitalization rates (8.0-8.6 percent, average 8.2 percent).

In addition to the investor survey, we have reviewed the market for recent sales of regional malls in order to extract rates from the market. The table on the following facing page shows the rates for the regional mall sales that have sold since 1991.

The sales indicate a range of discount rates (IRR) from 10.50 to 14.70 percent with an average of 11.91 percent. Initial capitalization rates range from 6.80 to 12.60 percent with an average of 8.44 percent. Overall rates varied based on the number of anchors included in the sale as well as on expansion opportunities of a center. This usually results in a lower rate because investors can expect to reap a development profit from a potential increase in cash flow.

Yield requirements for investment properties throughout the United States have been relatively stable over the past year and competition for the better properties appears to be steady due to a variety of factors, including the scarcity of good quality investment real estate, the desire for an adequate hedge against inflation, and the quest for a safe haven for investment capital. Arising out of concerns over troubled real estate markets due to a receding economy and overbuilding, investor cash flow projections today tend to be more "realistic", incorporating assumptions and probabilities in keeping with actual market experience and predicated upon moderate future expectations.

                             ASSUMPTIONS AND RATES FROM SALES
                                      REGIONAL MALLS

                                                                          Price/
                            Sale                               # of        Sale
Location                    Date       OAR         IRR        Anchors      Ratio
================================================================================
 Texas                    Pending    8.80%          --          0          0.88
 Idaho                    Jun-97     6.51%          --          3          --
 California               Jun-97    10.29%          --          2          --
 Utah                     Mar-97     8.60%          --          4          0.91
 California               Dec-96    10.00%          --          3          0.46
 Utah                     Dec-96    11.10%          --          3          0.57
 Michigan                 Dec-96    10.50%          --          4          0.43
 Illinois                 Dec-96     7.90%          --          0          1.36
 Illinois                 Nov-96     8.65%        11.00%        0          0.94
 California               Nov-96     9.10%        15.20%        2          0.47
 Montana                  Nov-96     9.90%        15.80%        2          0.47
 Tennessee                Nov-96     9.90%          --          0          0.33
 Texas                    Oct-96     9.00%          --          1          0.80
 Arizona                  Oct-96    10.00%          --          1          0.64
 California               Jun-96    10.30%          --          0          0.69
 Illinois                 Apr-96     9.56%        12.00%        4          1.56
 Idaho                    Apr-96    10.24%          --          4          0.56
 Connecticut              Mar-96     6.80%          --          0          --
 California               Mar-96     7.60%          --          1          1.18
 Pennsylvania             Mar-96    13.00%        10.50%        0          0.50
 Florida                  Feb-96     7.70%          --          0          0.80
 New Jersey               Aug-95     8.70%          --          0          1.09
 California               Jun-95     8.90%        12.30%        0          0.95
 Massachusetts            Apr-95     8.50%        10.70%        l          0.81
 California               Jan-95    12.60%        13.50%        0          0.50
 California               Jan-95     7.80%        10.50%        0          1.14
 Virginia                 Jan-95     7.80%          --         --          0.55
 Texas                    Dec-94     6.70%        11.60%        0          1.03
 Texas                    Dec-94     8.70%        11.50%        2          0.39
 Florida                  Dec-94     8.20%        11.50%        1          1.00
 Florida                  Dec-94     8.60%        12.00%        0          0.80
 Arizona                  Dec-94     7.80%          --         --          1.02
 Missouri                 Dec-94     8.00%        12.10%        0          --
 Louisiana                Dec-94    10.70%          --          0          0.50
 No. Carolina             Sep-94    10.60%        14.70%        0          0.50
 Virginia                 Jul-94     9.00%          --          3          1.11
 Louisiana                Jul-94     8.90%          --          2          1.10
 Florida                  Jun-94     7.50%        11.00%       All         1.22
 Alabama                  Feb-94     7.40%        11.50%        0          1.10
 California               Dec-93     7.00%          --          0          1.12
 Arizona                  Dec-93     8.00%        11.00%        0          1.17
 Florida                  Dec-93     7.50%        11.50%        0          0.91
 Ohio                     Dec-93     7.50%        1l.30%        0          1.16
 New Mexico               Dec-93     7.25%        11.00%        1          0.76
 New Jersey               Jul-93     7.50%        12.40%        1          0.68
                                     9.00%
 Oregon                   Jul-93     8.00%        11.50%        0          0.88
 No. Carolina             Jul-93     7.00%        12.10%        2          0.77
 Florida                  May-93     7.50%        12.00%        1          0.64
 Texas                    May-93     8.50%        12.20%        1          0.85
 Florida                  Jan-93     7.50%        11.00%        0          1.00
 Florida                  Dec-92     7.25%        11.50%        0          1.50
                                    11.70%        11.70%
 Illinois                 Dec-92     8.00%        12.00%        1          0.96
 Texas                    Sep-92     8.00%        12.00%        l          0.73
 Connecticut              Aug-92     7.00%        11.50%        0
 Florida                  Jul-92     7.10%        11.50%        1          0.81
 Florida                  Apr-92     7.00%        11.10%        0          1.24
 Nebraska                 Apr-92     7.50%        12.50%        1          0.79
 Florida                  Mar-92     7.90%        11.50%        1          0.79
 Pennsylvania             Dec-91     6.80%        11.20%        1          0.55
 Maine                    Dec-91     7.30%        11.80%        3          --

LANDAUER
REAL ESTATE COUNSELORS                                                        63


Good quality regional malls remain the top property preference for investors. Demand for these relatively scarce properties is strong and the market is characterized as a "seller's" market whereby the best properties are bid up in price. The market for average or "B" quality malls is less active than "A" malls like the subject in similar locations, and these properties must be competitively priced in order to attract buyers.

The subject property is the newest new-construction mall in the Phoenix MSA and is located in a growing sector of the metropolitan area. While the relatively new physical condition and growing neighborhood are positive factors, the historical performance of the subject has been less than exemplary. Currently, occupancy is 87 percent, which is toward the top of historical performance. When constructed, the neighborhood population could not financially support the mall at full occupancy. Several tenants left after a few years of lackluster overall retail sales. In 1996 total mall sales were $72,554,116. Fiscal year 1998 mall sales are projected in this analysis to be $97,213,000, a 34 percent increase. While trended 1997 sales data (through July 1997) indicate that 1997 sales are up about 24 percent above 1996 comparable-period sales, and 1997 projected sales are $94,234,980, the sales still represent a hurdle for investors who would rather have economics proven by performance given fixed investment parameters. The subject still has vacant space to lease, which poses some business risk not associated with stabilized malls. The subject property is considered among the top suburban malls in its metropolitan area, and because of its suburban setting, some possibility exists for new competition being constructed. Currently, competition primarily comes from existing retail in the neighborhood, Metrocenter Mall and Paradise Valley Mall. Suburban malls generally do not have the density of population available to urban malls are not convenient to most employees during or after work hours in the suburban environment.

Taking these factors into consideration, it is our opinion that a discount rate of 12.5 percent is applicable to the cash flows forecast during the ten year holding period. Further, a terminal capitalization rate of 10.0 percent applied to the 11th year net operating income is appropriate to calculate the reversion value estimate.

LANDAUER
REAL ESTATE COUNSELORS                                                        64


VALUATION BY DISCOUNTED CASH FLOW ANALYSIS

The initial step when discounting with this methodology is to estimate the appraised property's reversionary value. Our reversion calculation assumes that the property would be sold at the end of the previously stated holding period. The reversion value of the property at that time is estimated by dividing the forecast net operating income (NOI) from the year following the projected holding period by the terminal capitalization rate. In addition, disposition costs of 2.0 percent are applied against the reversionary value in order to arrive at an estimate of the net reversion. The net reversion value is added to the last year of the projection period's net cash flow, which then represents the total future net cash flow to be received in that last year.

MARKET VALUE ANALYSIS AS OF SEPTEMBER 4, 1997

This analysis begins September 1, 1997, and continues for ten years, ending August 31, 2008. The 11th year net operating income (Fiscal Year 2008) is capitalized to produce an estimated reversionary value at the end of the holding period.

Considering the foregoing, the results of our analysis for Arrowhead Towne Center is as follows:

                          Calculation of the Reversion

     11th Year NOI (CY 2007)                            $15,681,492
     Terminal Cap Rate                                        10.0%
     Gross Reversion                                   $156,814,920
     Disposition Costs (1.0%)                            (1,568,149)
                                                        -----------
     Net Reversion                                     $155,246,771

This net reversion is then added to the 10th year's net cash flow, which then represents the total future net cash flow to be received in the 10th year. The following matrix shows the values indicated by discounting the cash flows at rates of 12.0, 12.5 and 13.0 percent.

LANDAUER
REAL ESTATE COUNSELORS                                                        65


                                Valuation Matrix

                    Discount
                      Rate     Property Value   Price/SF
                      ----     --------------   --------

                      12.0%     $109,038,042     $276.54
                      12.5%     $105,583,122     $267.78
                      13.0%     $102,274,123     $259.38

Utilizing a 12.5 percent discount rate, the estimated value is $105,000,000 (rounded). The overall rate in the first year is 8.4 percent and 9.2 percent in year 2. The discounted reversionary value of $43,881 represents 45 percent of the final value, below 50/50 ratio preferred by many investors for a stabilized property. However, the reversion contribution to value also suggests that more reliance is placed in the cash flow, which is an investment assumption confirmed by numerous investors.

INDICATED VALUE BY THE  DISCOUNTED
CASH FLOW ANALYSIS................................................$105,000,000
                                                                  ============

LANDAUER
REAL ESTATE COUNSELORS                                                        66


CORRELATION AND CONCLUSION

In this report, we have utilized the Sales Comparison and Income Approaches in estimating the Market Value of the Leased Fee Interest of the subject property. A summary of our value estimates by each approach is as follows:

               Cost Approach                Not Applicable

               Sales Comparison Approach    $80,000,000 to $100,000,000

               Income Approach              $105,000,000

The reliability of the Cost Approach for the appraised property is weakened because an investor--the most probable potential purchaser of the property--typically is more concerned with the property's location, amenities, and ability to generate a required cash flow than with its replacement cost. In addition, the Cost Approach does not directly reflect the specific terms of actual leases signed or in negotiation at the property. Therefore, we have not used a Cost Approach in this analysis.

The Sales Comparison Approach is an appraisal technique whereby the data of recent transactions involving similar or like properties is analyzed in order to derive an indication of the most probable sale price of the property being appraised. The reliability of this technique is dependent upon (a) the availability of comparable sales data, (b) the verification of the sales data,
(c) the degree of comparability or extent of adjustment necessary for various factors, and (d) the absence of non-typical conditions affecting the sale price.

This approach is most meaningful when income properties exhibit similar income and expense characteristics. The sales utilized in the analysis are national in nature, but are not truly comparable because of varying economic structures of the transactions, including lease structures, occupancy, etc. However, the adjusted value range and the rates exhibited by the sales is useful as

LANDAUER
REAL ESTATE COUNSELORS                                                        67


a check of the reasonableness of the Income Approach, although the conclusion by this approach is lower than the Income Approach.

Most significant is the Income Approach, which focuses on investors' primary concerns about the property's potential for generating income and value appreciation. This approach is particularly relevant when well-supported market rent and income data are available, and when major cash flow assumptions are supported by market-derived analysis. Because this approach closely parallels the thinking of well-informed buyers and sellers of income-producing properties, the present value estimate by this approach is given the most weight. Greatest reliance is placed on the Discounted Cash Flow Analysis value estimate.

After consideration of the factors presented in this report and with greatest consideration given to the Discounted Cash Flow Analysis of the Income Approach in arriving at a final value, the Market Value of Arrowhead Towne Center, as of September 4, 1997, subject to existing tenant leases and the Assumptions and Limiting Conditions stated herein, is estimated to be:

                        ONE HUNDRED FIVE MILLION DOLLARS
                                  $105,000,000

                                     ADDENDA


                         Photographs of Subject Property
                                Legal Description
                                   Leasing Map
                                     Tax Map
                                    Rent Roll
                           Professional Qualifications

                             ARROWHEAD TOWNE CENTER
                               GLENDALE, ARIZONA


                               [GRAPHIC OMITTED]



                             TYPICAL CORRIDOR VIEW


                               [GRAPHIC OMITTED]


                         TYPICAL CART AND CORREDOR VIEW

                             ARROWHEAD TOWNE CENTER
                               GLENDALE, ARIZONA


                               [GRAPHIC OMITTED]


                          MALL EXTERIOR AND PARKING LOT


                               [GRAPHIC OMITTED]


                           TYPICAL CORRIDOR VIEW VIEW

                                                               Rev: June 1, 1992
                                                               Rev: May 20, 1992
                                                               Rev: May 14, 1992
                                                                     May 3, 1992
                                                                        VT 13-18
LEGAL DESCRIPTION
DEVELOPER TRACT
ARROWHEAD
TOWNE CENTER
GLENDALE, ARIZONA

THAT PORTION OF THE SOUTH HALF SECTION 35, TOWNSHIP 4 NORTH, RANGE 1 EAST, C. & S.R.B. & M., MARICOPA COUNTY ARIZONA, DESCRIBED AS FOLLOWS:
COMMENCING for a tie at the Southeast corner of Section 35, the South line of said Southeast quarter of which bears West 2641.53 feet;
THENCE West, along the South line of the Southeast quarter of said Section 35, said line also being the monument line of Ball Road as set forth in "Amended Map of Dedication and Grant of Easements", as recorded in Book 349 of Maps, Page 43, M.C.R., a distance of 1320.77;
THENCE North, 115.50 feet to a point on the North right of way line of said Ball Road, THE TRUE POINT OF BEGINNING:
THENCE North, 439.08 feet;
THENCE West, 337.35 feet;
THENCE North, 554.40 feet;
THENCE East, 30.54 feet;
THENCE North, 51.79 feet;
THENCE West, 88.73 feet;
THENCE North 45 degrees 00 minutes 00 seconds West, 87.40 feet;
THENCE North, 61.13 feet;
THENCE West, 9.91 feet;
THENCE North, 21.75 feet;
THENCE West, 317.17 feet;
THENCE South, 24.67 feet;
THENCE West, 9.92 feet;
THENCE South, 22.70 feet;
THENCE South 20 degrees 00 minutes 00 seconds West, 632.55 feet to a point on a nontangent curve left having a radial bearing of North 28 degrees 12 minutes 08 seconds East;
THENCE along said curve left having a radius of 725.42 feet, a central angle of 28 degrees 12 minutes 08 seconds, an arc distance of 357.07 feet to a point of tangency;
THENCE East, 620.38 feet;
THENCE South, 24.58 feet;
THENCE West, 620.38 feet to a point of curvature right;

                                                                    June 1, 1992
                                                                       VT  13-18

LEGAL DESCRIPTION
DEVELOPER TRACT
ARROWHEAD
TOWNE  CENTER
GLENDALE, ARIZONA

THENCE along said curve right having a radius of 730.00 feet, a central angle of 42 degrees 25 minutes 10 seconds, an arc distance of 555.49 feet to a point on the curve;

THENCE South 89 degrees 13 minutes 45 seconds West, 45.51 feet;
THENCE South 48 degrees 52 minutes 05 seconds West, 191.12 feet to a point on the East right of way line of 79th Avenue as set forth in afore-mentioned "Amended Map of Dedication and Grant of Easements";
THENCE North 41 degrees 07 minutes 33 seconds West, along said East right of way line, 28.59 feet;
THENCE North 48 degrees 52 minutes 05 seconds East, 243.76 feet;
THENCE South 45 degrees 00 minutes 00 seconds East., 20.03 feet to a point of curvature left;
THENCE along said curve left having a radius of 725.42 feet, a central angle of 04 degrees 27 minutes 45 seconds, an arc distance of 56.50 feet to a point on the curve;
THENCE North 20 degrees 00 minutes 00 seconds East, 503.23 feet;
THENCE East, 113.07 feet;
THENCE North, 454.96 feet;
THENCE West, 39.23 feet;
THENCE North 45 degrees 00 minutes 00 seconds West, 163.70 feet;
THENCE South 45 degrees 00 minutes 00 seconds West, 84.00 feet;
THENCE North 45 degrees 00 minutes 00 seconds West, 174.40 feet;
THENCE South 45 degrees 00 minutes 00 seconds West, 28.00 feet;
THENCE North 45 degrees 00 minutes 00 seconds West, 292.20 feet to a point on a nontangent curve left having a radial bearing of South 47 degrees 15 minutes 10 seconds East;
THENCE along said curve left having a radius of 573.42 feet, a central angle of 42 degrees 44 minutes 30 seconds, an arc distance of 429.31 feet to a point of tangency;
THENCE South, 174.61 feet to a point of curvature left;
THENCE along said curve left having a radius of 725.42 feet, a central angle of 45 degrees 00 minutes 00 seconds, an arc distance of 569.74 feet to a point of tangency;
THENCE South 45 degrees 00 minutes 00 seconds East, 204.84 feet;
THENCE South 48 degrees 52 minutes 05 seconds West, 52.70 feet;
THENCE North 00 degrees 10 minutes 31 seconds West, 39.72 feet;

                                                                    June 1, 1992
                                                                        VT 15-18

LEGAL DESCRIPTION
DEVELOPER TRACT
ARROWHEAD
TOWNE CENTER
GLENDALE, ARIZONA


THENCE North 45 degrees 00 minutes 00 seconds West, 173.11 feet to a point of curvature right;
THENCE along said curve right having a radius of 750.00 feet, a central angle of 25 degrees 44 minutes 00 seconds, an arc distance of 349.94 feet to a point on the curve;
THENCE North 61 degrees 05 minutes 42 seconds West, 44.25 feet;
THENCE South 76 degrees 39 minutes 18 seconds West, 139.87 feet to a point of curvature left;
THENCE along said curve left having a radius of 1165.42 feet, a central angle of 03 degrees 13 minutes 39 seconds, an arc distance of 65.65 feet to a point of tangency;
THENCE South 73 degrees 25 minutes 39 seconds West, 61.69 feet to a point on the afore-mentioned east right of way line of 79th Avenue;
THENCE North 15 degrees 34 minutes 21 seconds West, along said East right of way line, 69.17 feet;
THENCE North 73 degrees 25 minutes 39 seconds East, 61.69 feet to a point of curvature right;
THENCE along said curve right having a radius of 1234.59 feet, a central angle of 03 degrees 13 minutes 39 seconds, an arc distance of 69.55 feet to a point of tangency;
THENCE North 75 degrees 39 minutes 13 seconds East, 139.87 feet;
THENCE North 34 degrees 24 minutes 19 seconds East, 44.26 feet to a point on an nontangent curve right having a radial bearing of North 81 degrees 34 minutes 37 seconds East;
THENCE along said curve right having a radius of 750.00 feet, a central angle of 08 degrees 25 minutes 23 seconds, an arc distance of 110.25 feet to a point of tangency;
THENCE North, 174.61 feet to a point of curvature right;
THENCE along said curve right having a radius of 600.00 feet, a central angle of 42 degrees 12 minutes 04 seconds, an arc distance of 441.93 feet to a point on the curve;
THENCE North 04 degrees 03 minutes 11 seconds East, 46.24 feet to a point on a nontangent curve left having a radial bearing of South 52 degrees 38 minutes 24 seconds West;
THENCE along said curve left having a radius of 471.41 feet, a central angle of 32 degrees 01 minutes 29 seconds, an arc distance of 263.49 feet to a point of tangency;

                                                                    June 1, 1992
                                                                        VT 15-18

LEGAL DESCRIPTION
DEVELOPER TRACT
ARROWHEAD
TOWNE CENTER
GLENDALE, ARIZONA


THENCE North 69 degrees 23 minutes 05 seconds West, 83.77 feet to a point on the afore-mentioned East right of way line of 79th Avenue;
THENCE North 20 degrees 36 minutes 53 seconds East, along said East right of way line, 28.59 feet;
THENCE south 69 degrees 23 minutes 05 seconds east, 83.77 feet to a point of curvature right;
THENCE along said curve right having a radius of 500.00 feet, a central angle of 37 degrees 57 minutes 35 seconds, an arc distance of 331.26 feet to a point on the curve;
THENCE South 42 degrees 34 minutes 01 seconds East, 24.00 feet to a point on a nontangent curve right having a radial bearing of South 42 degrees 34 minutes 01 seconds East;
THENCE along said curve right having a radius of 551.42 feet, a central angle of 10 degrees 29 minutes 47 seconds, an arc distance of 101.02 feet to a point on the curve;
THENCE South 45 degrees 00 minutes 00 seconds East, 398.10 feet;
THENCE North 45 degrees 00 minutes 00 seconds East, 56.00 feet;
THENCE South 45 degrees 00 minutes 00 seconds East, 245.11 feet;
THENCE South 13 degrees 13 minutes 31 seconds East, 136.37 feet
THENCE East, 10.09 feet;
THENCE South, 0.83 feet;
THENCE East, 290.17 feet;
THENCE North, 0.50 feet;
THENCE East, 56.31 feet;
THENCE North 53.81 feet;
THENCE North 45 degrees 00 minutes 00 seconds West, 23.18 feet;
THENCE North, 75.05 feet;
THENCE West, 10.00 feet;
THENCE North, 191.09 feet;
THENCE East, 15.00 feet;
THENCE North, 317.12 feet;
THENCE West, 578.01 feet to a point of curvature left;
THENCE along said curve left having a radius of 575.42 feet, a central angle of 36 degrees 33 minutes 13 seconds, an arc distance of 367.11 feet to a point on the curve;
THENCE North 36 degrees 33 minutes 13 seconds West, 24.58 feet to a point on a nontangent curve right having a radial bearing of South 36 degrees 33 minutes 10 seconds East;

                                                                    June 1, 1992
                                                                        VT 15-18

LEGAL DESCRIPTION
DEVELOPER TRACT
ARROWHEAD
TOWNE CENTER
GLENDALE, ARIZONA


THENCE along said curve right having a radius of 600.00 feet, a central angle of 36 degrees 33 minutes 13 seconds, an arc distance of 382.79 feet to a point of tangency;
THENCE East, 1018.10 feet to a point of curvature right;
THENCE along said curve right having a radius of 1043.50 feet, a central angle of 27 degrees 00 minutes 00 seconds, an arc distance of 491.74 feet to a point of tangency;
THENCE South 63 degrees 00 minutes 00 seconds East, 98.21 feet;
THENCE North 72 degrees 00 minutes 00 seconds East, 42.43 feet;
THENCE North 27 degrees 00 minutes 00 seconds East, 177.08 feet to a point of curvature left;
THENCE along said curve right having a radius of 250.00 feet, a central angle of 08 degrees 52 minutes 14 seconds, an arc distance of 38.71 feet to a point of tangency;
THENCE North 18 degrees 07 minutes 45 seconds east, 112.04 feet to a point on the South right of way line of St. John Road as set forth in afore-mentioned "Amended Map of Dedication and Grant of Easements";
THENCE South 71 degrees 52 minutes 14 seconds East, along said South right of way line, 57.17 feet;
THENCE South 18 degrees 07 minutes 45 seconds West, 112.04 feet to a point of curvature right;
THENCE along said curve right having a radius of 307.17 feet, a central angle of 08 degrees 52 minutes 14 seconds, an arc distance of 47.56 feet to a point of tangency;
THENCE South 27 degrees 00 minutes 00 seconds West, 177.08 feet;
THENCE South 18 degrees 00 minutes 00 seconds East, 42.43 feet to a point on a nontangent curve right having a radial bearing of South 27 degrees 00 minutes 00 seconds West;
THENCE along said curve right having a radius of 600.00 feet, a central angle of 60 degrees 00 minutes 00 seconds, an arc distance of 659.73 feet to a point of tangency;
THENCE South, 100.92 feet to point of curvature right;
THENCE along said curve right having a radius of 760.00 feet, a central angle of 01 degrees 40 minutes 50 seconds, an arc distance of 22.29 feet to a point on the curve;
THENCE South 40 degrees 35 minutes 48 seconds East, 42.49 feet;
THENCE South 80 degrees 38 minutes 44 seconds East, 112.82 feet to a point of curvature left;

                                                                    June 1, 1992
                                                                        VT 15-18

LEGAL DESCRIPTION
DEVELOPER TRACT
ARROWHEAD
TOWNE CENTER
GLENDALE, ARIZONA


THENCE along said curve left having a radius of 765.42 feet, a central angle of 05 degrees 49 minutes 50 seconds, an arc distance of 77.90 feet to a point of tangency;
THENCE South 89 degrees 28 minutes 38 seconds East, 34.75 feet to a point on the West right of way line of 75th Avenue as set forth in afore-mentioned "Amended Map of Dedication and Grant of Easements";
THENCE South 00 degrees 31 minutes 22 seconds West, along said West right of way line, 28.58 feet;
THENCE North 89 degrees 28 minutes 38 seconds West, 34.75 feet to a point of curvature right;
THENCE along said curve right having a radius of 794.00 feet, a central angle of 03 degrees 49 minutes 53 seconds, an arc distance of 80.81 feet to a point of tangency;
THENCE North 80 degrees 38 minutes 44 seconds West, 167.43 feet to a point on a nontangent curve left having radial bearing of North 84 degrees 06 minutes 48 seconds West;
THENCE along said curve left having a radius of 735.42 feet, a central angle of 05 degrees 53 minutes 12 seconds, an arc distance of 75.56 feet to a point of tangency;
THENCE North, 100.92 feet to a point of curvature left;
THENCE along said curve left having a radius of 575.42 feet, a central angle of 63 degrees 00 minutes 00 seconds, an arc distance of 632.71 feet to a point of tangency;
THENCE North 63 degrees 00 minutes 00 seconds West, 57.86 feet;
THENCE South 30 degrees 00 minutes 00 seconds West, 483.33 feet;
THENCE South 13 degrees 00 minutes 12 seconds West, 75.06 feet;
THENCE South, 295.87 feet;
THENCE South 61 degrees 09 minutes 09 seconds East, 54.16 feet;
THENCE South 20 degrees 00 minutes 00 seconds East, 466.33 feet to a point on a nontangent curve left having a radial bearing of North 33 degrees 32 minutes 30 seconds West;
THENCE along said curve left having a radius of 962.46 feet, a central angle of 13 degrees 26 minutes 08 seconds, an arc distance of 259.29 feet to a point of compound curvature;
THENCE along said curve left having a radius of 674.43 feet, a central angle of 02 degrees 48 minutes 40 seconds, an arc distance of 33.09 feet to a point on the curve;
THENCE South 51 degrees 47 minutes 27 seconds East, 60.99 feet to a point on a nontangent curve left having a radial bearing of North 31 degrees 47 minutes 27 seconds West;

                                                                    June 1, 1992
                                                                        VT 15-18

LEGAL DESCRIPTION
DEVELOPER TRACT
ARROWHEAD
TOWNE CENTER
GLENDALE, ARIZONA


THENCE along said curve left having a radius of 735.42 feet, a central angle of 29 degrees 09 minutes 34 seconds, an arc distance of 374.28 feet to a point on the curve;
THENCE South 80 degrees 38 minutes 44 seconds East, 55.39 feet;
THENCE South 56 degrees 18 minutes 20 seconds West, 42.49 feet to a point on a nontangent curve right having a radial bearing of North 78 degrees 58 minutes 19 seconds West;
THENCE along said curve right having a radius of 760.00 feet, a central angle of 24 degrees 23 minutes 43 seconds, an arc distance of 323.60 feet to a point on the curve;
THENCE South 03 degrees 58 minutes 19 seconds East, 47.56 feet;
THENCE South 48 degrees 58 minutes 19 seconds East, 103.07 feet to a point of curvature left;
THENCE along said curve left having a radius of 209.41 feet, a central angle of 40 degrees 30 minutes 19 seconds, an arc distance of 148.03 feet to a point of tangency;
THENCE South 89 degrees 28 minutes 38 seconds East, 162.76 feet to a point on the afore-mentioned West right of way line of 75th Avenue;
THENCE South 00 degrees 31 minutes 22 seconds West, along said West right of way line, 41.17 feet;
THENCE North 89 degrees 28 minutes 38 seconds West, 162.76 feet to a point of curvature right;
THENCE along said curve right having a radius of 250.59 feet, a central angle of 40 degrees 30 minutes 19 seconds, an arc distance of 177.15 feet to a point of tangency;
THENCE North 48 degrees 58 minutes 19 seconds West, 181.65 feet to a point on a nontangent curve right having a radial bearing of North 48 degrees 56 minutes 18 seconds West;
THENCE along said curve right having a radius of 999.45 feet, a central angle of 25 degrees 00 minutes 59 seconds, an arc distance of 436.32 feet to a point on the curve;
THENCE North 20 degrees 00 minutes 00 seconds West, 79.57 feet;
THENCE North 70 degrees 00 minutes 00 seconds East, 28.00 feet;
THENCE North 20 degrees 00 minutes 00 seconds West, 469.04 feet;
THENCE North, 73.92 feet;
THENCE West, 9.92 feet;
THENCE North, 0.68 feet;
THENCE West, 204.17 feet;
THENCE South, 16.43 feet;
THENCE West, 9.92 feet;
THENCE South, 43.04 feet;
THENCE South 45 degrees 00 minutes 00 seconds West, 92.81 feet;

                                                                    June 1, 1992
                                                                        VT 15-18

LEGAL DESCRIPTION
DEVELOPER TRACT
ARROWHEAD
TOWNE CENTER
GLENDALE, ARIZONA


THENCE West, 37.37 feet;
THENCE South, 504.63 feet;
THENCE East, 148.08 feet;
THENCE South, 72.76 feet to a point on a nontangent curve left having a radial bearing of North 03 degrees 38 minutes 34 seconds West;
THENCE along said curve left having a radius of 1023.45 feet, a central angle of 41 degrees 19 minutes 38 seconds, an arc distance of 738.21 feet to a point on the curve;
THENCE South 44 degrees 53 minutes 12 seconds East, 24.53 feet to a point on a nontangent curve right having a radial bearing of North 44 degrees 58 minutes 12 seconds West;
THENCE along said curve right having a radius of 1048.03 feet, a central angle of 42 degrees 20 minutes 47 seconds, an arc distance of 774.58 feet to a point on the curve;
THENCE South 45 degrees 00 minutes 00 seconds West, 43.93 feet;
THENCE South, 360.50 feet to a point on the afore-mentioned North right of way line of Bell Road;
THENCE West, along said North right of way line, 34.58 feet to THE TRUE POINT OF BEGINNING.

The parcel to which this description applies contains 1,556,029 square feet or
33.25 acres, more or less, subject to easements and rights of way of record.

This parcel has not been field staked.

                                                                [LOGO]

                                  LEASING MAP


                               [GRAPHIC OMITTED]

                                     TAX MAP


                               [GRAPHIC OMITTED]

                                WESTCO PARTNERS
                              LEASING [ILLEGIBLE]
                           FOR PERIOD ENDING: 7/31/97
                                    SUMMARY

PROJECT: ARRHTC Arrowhead Towne Center       GLA: 392,834

---RETAIL SPACE---

                                                           CURRENT
                                                           AVERAGE
                              NO.       SF      % OF       RENTAL    ANNUAL
                            STORES     AREA      GLA        RATE     RENTAL
                            ------    -------   ------     -------  ---------
SIGNED*                       151     348,054    88.60      24.71   8,600,405
SIGNED, PRE-COMMENCEMENT        1         850      .22      31.79      27,025
SIGNED, NOT OPENED              2       2,047      .32      27.11      55,500
UNCOMMITTED **                 22      40,383    10.28      22.09     891,977
UNDEFINED STATUS *              1       1,500      .38      25.60      38,400
                              ---     -------   ------      -----   ---------
                              177     392,834   100.00      24.47   9,613,307

---STORAGE SPACE---

SIGNED                          5       2,200               11.36      24,999
UNCOMMITTED                     7       7,118                5.71      40,640
                              ---     -------               -----   ---------
                               12       9,318                7.04      65,639

FURTHER BREAKDOWN OF LEASE STATUS IS AS FOLLOWS:

* THIS FIGURE REFLECTS THE AMOUNT OF GLA IN THESE CATEGORIES THAT ARE TEMPORARY DEALS

** THESE FIGURES REFLECT THE AMOUNT OF VACANT ONLY GLA THAT ARE COMMITTED EITHER WITH LEASES OUT FOR SIGNATURE OR IN NEGOTIATION.

                          SF       % OF
                        AREA        GLA

* TEMP DEALS           10,133       2.58
**DEALS OFS                 0       0.00
  DEALS NEG             8,321       2.12

NOTE: SPACE 2265 SHOWN IN UNCOMMITTED IS ACTUALLY SIGNED PER AN AMENDMENT BUT IS NOT INDICATED SINCE THE EXPANSION FOR SPACE 2268 HAS NOT TAKEN PLACE YET; THEREFORE, THE UNCOMMITTED CATEGORY SHOULD BE REDUCED BY 1,105 FOR A SQ. FT. OF 39,278 AND 10.0%. THUS INCREASING THE PRECOMMENCEMENT CATEGORY TO 1,955 & .50%


Distribution:

R. Ward, W. Chester, B. Williams, F. Collings, L. Moss, G. Cochran, P. Walser,
T. Norwood, J. Cherry, D. Monk, A. Callahan, C. Davis, S. Goldberg, B. Whiteside, B. Mayhall, M. Shelton, J. Parker, P. Goldsmith, B. Mason, C. Harrell, M. Clutter, L. Soboslay, B. Campbell (JCP), A. Liftis (Gen. Gr.), J. Weisbecker (Gen. Gr.) M. Waters (Teachers), C. Hawkins (Wilson).

8/05/97     3:57:23                                                       Page 1

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      Arrowhead Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Bank of America - ATH2                 1    5/01/96   12/31/03   BRT    13,488.00   488.00            1/23/97        7/17/96
001/ATM/ATM2                           1    1/01/98   12/31/98   CPT       809.28   809.28                          12/31/03
                                            1/01/99   12/31/99   CPT     1,667.16   667.16
                                            1/01/00   12/31/00   CPT     2,576.52   576.52
                                            1/01/01   12/31/01   CPT     3,527.64   527.64
                                            1/01/02   12/31/02   CPT     4,548.60   548.60
                                            1/01/03   12/31/03   CPT     5,630.76   630.76
------------------------------------------------------------------------------------------------------------------------------
Cart Tenants                                                                                          1/01/94        1/01/94
001/RET/CART-MC                                                                                                     12/31/25
------------------------------------------------------------------------------------------------------------------------------
Kiosk Tenants                                                                                         1/01/94        1/01/94
001/RET/KIOSK-MC                                                                                                    12/31/25
------------------------------------------------------------------------------------------------------------------------------
Piercing Pagoda                      160    9/01/96   12/31/99   BRT    30,000.00   187.50            5/16/97        9/01/96
001/RET/K1                           160    1/01/00   12/31/01   BRT    33,000.00   206.25                          12/31/01

------------------------------------------------------------------------------------------------------------------------------
Dolphin Quest                        600    4/04/97    3/31/98   BRT    33,000.00    55.00   24.00   11/22/95       11/09/95
001/RET/1022                       3,055                                                              4/04/97        3/31/98
------------------------------------------------------------------------------------------------------------------------------
Call Jewelers                      1,296    1/01/97   12/31/00   BRT    71,280.00    55.00   50.00    9/13/93       10/13/93
001/RET/1025                       1,296    1/01/01   12/31/03   BRT    77,760.00    60.00                          12/31/03
------------------------------------------------------------------------------------------------------------------------------
Wigs Amor                            627    3/01/97   12/31/99   BRT    21,945.00    35.00   35.00    1/17/97        3/01/97
001/RET/1028                         627    1/01/00   12/31/03   BRT    25,080.00    40.00                          12/31/06
                                            1/01/04   12/31/06   BRT    28,215.00    45.00

------------------------------------------------------------------------------------------------------------------------------
Italian Coffee Company             1,277    1/01/97   12/31/00   BRT    57,465.00    45.00   40.00   10/26/93       10/13/93
001/RET/1034                       1,277    1/01/01   12/31/03   BRT    63,850.00    50.00                          12/31/03

------------------------------------------------------------------------------------------------------------------------------
Crescent Jewelers                  2,000   10/26/96   12/31/99 BRT         70,000.00     35.00       10/18/96       10/26/96
001/RET/1037                       2,000    1/01/00   12/31/03 BRT         80,000.00     40.00                      12/31/06
                                            1/01/04   12/31/06 BRT         90,000.00     45.00
------------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------   --------   ------------   ------   ----------   ---------------------------------------------------
Bank of America - ATH2            7/17/96        117,000    25.00%               Minimum Annual  Rent CPI
001/ATM/ATM2                                                                     Exclusive Use
                                                                                 Improvement Based Adj/Majors
                                                                                 Improvement Based Adj./Retail



------------------------------------------------------------------------------------------------------------------------------------
Cart Tenants                      1/01/94   REPORT SALES ONLY
001/RET/CART-MC
------------------------------------------------------------------------------------------------------------------------------------
Kiosk Tenants                     1/01/94   REPORT SALES ONLY
001/RET/KIOSK-MC
------------------------------------------------------------------------------------------------------------------------------------
Piercing Pagoda                   9/01/96        268,800    10.00%               Improvement Based Adj/Majors
001/RET/K1                        1/01/00        298,800    10.00%               Termination Right
                                                                                 Termination Right
------------------------------------------------------------------------------------------------------------------------------------
Dolphin Quest                     4/04/97        220,000    15.00%               TEMPORARY TENANT
001/RET/1022
------------------------------------------------------------------------------------------------------------------------------------
Call Jewelers                     1/01/97      1,188,000     6.00%
001/RET/1025                      1/01/01      1,296,000     6.00%
------------------------------------------------------------------------------------------------------------------------------------
Wigs Amor                         3/01/97        365,750     6.00%               Improvement Based Adj/Majors
001/RET/1028                      1/01/00        418,000     6.00%               Improvement Based Adj./Retail
                                  1/01/04        470,250     6.00%               Volume Out/Landlord
------------------------------------------------------------------------------------------------------------------------------------
Italian Coffee Company            1/01/97        718,313     8.00%      12,770   Exclusive Use
001/RET/1034                      1/01/01        798,125     8.00%               Improvement Based Adj/Majors
                                                                                 Amd OFS deleted rent incr eff 1/1/97
------------------------------------------------------------------------------------------------------------------------------------
Crescent Jewelers                10/26/96      1,166,667     6.00%               Volume Out/Mutual
001/RET/1037                      1/01/00      1,333,333     6.00%
                                  1/01/04      1,500,000     6.00%
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                       Page 2

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      Arrowhead Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------

Claire's Boutique                  1,089    1/01/97   12/31/00   BRT    49,005.00   45.00    45.00    7/19/93     10/13/93
001/RET/1040                       1,089    1/01/01   12/31/03   BRT    51,183.00   47.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Footquarters                       4,227   11/01/96   12/31/02   BRT    54,951.00   13.00    20.00    2/20/97     11/01/96
001/RET/1043                       4,227    1/01/03   12/31/07   BRT    59,178.00   14.00                         12/31/07
----------------------------------------------------------------------------------------------------------------------------
Team Shop                          2,360   11/26/96   12/31/01   BRT    70,800.00   30.00    30.00   11/26/96     11/26/96
001/RET/1046                       2,360    1/01/02   12/31/06   BRT    82,600.00   35.00                         12/31/06
----------------------------------------------------------------------------------------------------------------------------
Bag 'N Baggage                     2,194    1/01/97   12/31/02   BRT    65,820.00   30.00    29.00    1/27/95      4/01/95
001/RET/1049                       2,194                                                                          12/31/02
----------------------------------------------------------------------------------------------------------------------------
Expressions                        2,025    1/01/97   12/31/00   BRT    60,750.00   30.00    30.00    3/09/93     10/13/93
001/RET/1052                       2,025    1/01/01   12/31/03   BRT    64,800.00   32.00                         12/31/03

----------------------------------------------------------------------------------------------------------------------------
Easy Spirit                        1,219   10/13/93   12/31/97   BRT    40,227.00   33.00    35.00    9/29/93     10/13/93
001/RET/1055                       1,219    1/01/98   12/31/00   BRT    42,665.00   35.00                         12/31/03
                                            1/01/01   12/31/03   BRT    45,103.00   37.00
----------------------------------------------------------------------------------------------------------------------------
Lady Footlocker                    1,568    1/01/97   12/31/00   BRT    43,904.00   28.00    30.00    4/12/93     10/13/93
001/RET/1058                       1,568    1/01/01   12/31/03   BRT    47,040.00   30.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Kay Jewelers                       2,025    8/25/95   12/31/04   BRT    81,000.00   40.00    40.00    8/30/95      8/25/95
001/RET/1061                       2,025                                                                          12/31/04
----------------------------------------------------------------------------------------------------------------------------
Victoria's Secret                  6,014   10/13/93    1/31/98   BRT    90,210.00   15.00    17.00    9/29/93     10/13/93
001/RET/1067                       6,014    2/01/98    1/31/02   BRT   102,238.00   17.00                          1/31/06
                                            2/01/02    1/31/06   BRT   114,266.00   19.00
----------------------------------------------------------------------------------------------------------------------------
Petite Sophicticate                2,518   10/13/93   12/31/97   BRT    60,432.00   24.00    25.00    9/29/93     10/13/93
001/RET/1070                       2,518    1/01/98   12/31/00   BRT    65,468.00   26.00                         12/31/03
                                            1/01/01   12/31/03   BRT    70,504.00   28.00



----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------

Claire's Boutique                 1/01/97      700,071       7.00%
001/RET/1040                      1/01/01      731,186       7.00%
------------------------------------------------------------------------------------------------------------------------------------
Footquarters                     11/01/96      915,850       6.00%                Volume Out/Mutual
001/RET/1043                      1/1/03       986,300       6.00%
------------------------------------------------------------------------------------------------------------------------------------
Team Shop                        11/26/96    1,180,000       6.00%   100,000
001/RET/1046                      1/01/02    1,376,667       6.00%
------------------------------------------------------------------------------------------------------------------------------------
Bag 'N Baggage                    1/01/97    1,097,000       6.00%    21,940
001/RET/1049
------------------------------------------------------------------------------------------------------------------------------------
Expressions                       1/01/97      867,857       7.00%    55,000      Improvement Based Adj/Majors
001/RET/1052                      1/01/01      925,714       7.00%                Improvement Based Adj./Retail
                                                                                  Termination Right
------------------------------------------------------------------------------------------------------------------------------------
Easy Spirit                      10/13/93      670,450       6.00%    50,000
001/RET/1055                      1/01/98      711,083       6.00%
                                  1/01/01      751,717       6.00%
------------------------------------------------------------------------------------------------------------------------------------
Lady Footlocker                   1/01/97      731,733       6.00%
001/RET/1058                      1/01/01      784,000       6.00%
------------------------------------------------------------------------------------------------------------------------------------
Kay Jewelers                      9/01/95    1,350,000       6.00%   180,000      Improvement Based Adj/Majors
001/RET/1061
------------------------------------------------------------------------------------------------------------------------------------
Victoria's Secret                10/13/93    1,804,200       5.00%   601,400      Volume Out/Tenant
001/RET/1067                      2/01/98    2,044,760       5.00%
                                  2/01/02    2,285,320       5.00%
------------------------------------------------------------------------------------------------------------------------------------
Petite Sophicticate              10/13/93    1,208,640       5.00%   102,770      If Tenant exceeds Net Sales of $900,000 in any of
001/RET/1070                      1/01/98    1,309,360       5.00%                the first 3 Lease Years,m then as of 1/1 of Lease
                                  1/01/01    1,410,080       5.00%                Year after yr in which volume was achieved,
                                                                                  MAR for such Lease Year and each year thereafter
                                                                                  for the remainder of the Lease Term is increased
                                                                                  by $2,518.00 ($1.00/sq.ft. of Floor Area).
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                       Page 3

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      Arrowhead Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Helzberg Diamonds                  1,391    1/01/97   12/31/00   BRT    75,000.00   53.92    45.00    8/06/93     10/13/93
001/RET/1073                       1,391    1/01/01   12/31/03   BRT    90,000.00   64.70                         12/31/03






----------------------------------------------------------------------------------------------------------------------------
Bank of America                     955     3/01/95   12/31/03   BRT    26,740.00   28.00    28.00    9/03/93     10/13/93
                                    955                                                                           12/31/03
----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
Helzberg Diamonds                 1/01/97    Grad. Base              BREAKPOINT:   1,250,000.00   RATE: 0.0%
001/RET/1073                      1/01/01    Grad. Base              BREAKPOINT:   1,600,000.00   RATE: 6.0%
                                                                     BREAKPOINT:   1,800,000.00   RATE: 5.0%
                                                                     BREAKPOINT:  99,999,999.99   RATE: 4.0%
                                                                     BREAKPOINT:   1,500,000.00   RATE: 0.0%
                                                                     BREAKPOINT:   1,600,000.00   RATE: 6.0%
                                                                     BREAKPOINT:   1,800,000.00   RATE: 5.0%
                                                                     BREAKPOINT:  99,999,999.00   RATE: 4.0%
------------------------------------------------------------------------------------------------------------------------------------
Bank of America                   5/01/96        9,750        .25%   Improvement based Adj/Majors
                                                                     Improvement based Adj./Retail
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                       Page 4

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      Arrowhead Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
AMC Theatres                      46,123    7/27/96   12/31/01   BRT   415,107.00    9.00             6/28/95      8/02/96
001/THR/1079                      46,123    1/01/02   12/31/07   BRT   507,353.00   11.00                         12/31/16
                                            1/01/08   12/31/12   BRT   576,537.50   12.50
                                            1/01/13   12/31/16   BRT   645,722.00   14.00

                                OPTION: OP1            START:   1/01/17         END:  12/31/21          OPTION AMOUNT:       714,907

                                        The Exercise Starting Date is 6 months prior to the beginning of the Option
                                        Period. If Tenant has not given notice to exercise its option, then the Exercise
                                        Ending Period shall be extended to 30 days after Landlord gives notice that
                                        Tenant has failed to exercise its option. There is no time restraint for
                                        Landlord giving Tenant notice, therefore, the Notify Date and the Respond Date are unknown at this time.
                                        1-1-18 through 12-31-22,  MAR = $714,906.50;  BP = $8,936,331.25

                                OPTION: OP2            START:   1/01/22         END:  12/31/26          OPTION AMOUNT:       784,091

                                        The Exercise Starting Date is 6 months prior to the beginning of the Option
                                        Period. If Tenant has not given notice to exercise its option, then the Exercise
                                        Ending Period shall be extended to 30 days after Landlord gives notice that
                                        Tenant has failed to exercise its option. There is no time restraint for
                                        Landlord giving Tenant notice, therefore, the Notify Date and the Respond Date are unknown at this time.
                                        1/1/23 through 12/31/27,  MAR = $784,091.00;  BP = $9,801,137.50

                                OPTION: OP3            START:   1/01/27         END:  12/31/31          OPTION AMOUNT:       853,276

                                         The Exercise Starting Date is 6 months prior to the beginning of the Option
                                         Period. If Tenant has not given notice to exercise its option, then the Exercise
                                         Ending Period shall be extended to 30 days after Landlord gives notice that
                                         Tenant has failed to exercise its option. There is no time restraint for
                                         Landlord giving Tenant notice, therefore, the Notify Date and the Respond Date are unknown at this time.
                                         1/1/28 through 12/31/32,  MAR = $853,275.50;  BP = $10,665,943.50

                                OPTION: OP4            START:   1/01/32         END:  12/31/36          OPTION AMOUNT:       922,460

                                        The Exercise Starting Date is 6 months prior to the beginning of the Option
                                        Period. If Tenant has not given notice to exercise its option, then the Exercise
                                        Ending Period shall be extended to 30 days after Landlord gives notice that
                                        Tenant has failed to exercise its option. There is no time restraint for
                                        Landlord giving Tenant notice, therefore, the Notify Date and the Respond Date are unknown at this time.
                                        1/1/33 through 12/31/37,  MAR = $922,460.00;  BP = $11,530,750.00
------------------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
AMC Theatres                      8/02/96       5,188,838    8.00%                Exclusive Use
001/THR/1079                      1/01/02       6,341,913    8.00%                Termination Right
                                  1/01/07       7,206,709    8.00%
                                  1/01/12       8,071,525    8.00%

------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                       Page 5

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      Arrowhead Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Gap, The                           5,277    1/01/97   12/31/98  BRT    131,925.00   25.00    25.00   11/23/94    11/23/94
001/RET/1088                       5,277    1/01/99   12/31/02  BRT    147,756.00   28.00                        12/31/06
                                            1/01/03   12/31/06  BRT    168,864.00   32.00
----------------------------------------------------------------------------------------------------------------------------
Eddie Bauer                        6,000   10/13/93   12/31/97  BRT    150,000.00   25.00    25.00   12/16/93    10/13/93
001/RET/1097                       6,000    1/01/98   12/31/01  BRT    162,000.00   27.00                         1/31/06
                                            1/01/02    1/31/06  BRT    174,000.00   29.00
----------------------------------------------------------------------------------------------------------------------------
Athletic X-Press                   2,368   10/13/93   12/31/03  BRT     61,568.00   26.00    26.00    4/07/93    10/13/93
001/RET/1100                       2,368                                                                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Pacific Eyes & T's                 1,807    1/01/97   12/31/00  BRT     63,245.00   35.00    33.00    7/09/93    10/13/93
001/RET/1103                       1,807    1/01/01   12/31/03  BRT     66,859.00   37.00                        12/31/03
----------------------------------------------------------------------------------------------------------------------------
Motherhood Maternity
001/RET/1106                       1,056    1/01/97   12/31/00  BRT     36,960.00   35.00    32.00    3/24/94     4/30/94
                                   1,056    1/01/01   12/31/03  BRT     40,128.00   38.00                        12/31/03
----------------------------------------------------------------------------------------------------------------------------
Derek Alexander Leathers             938    1/01/97   12/31/99  BRT     42,210.00   45.00    42.00    3/15/95     5/01/95
001/RET/1107                         938    1/01/00   12/31/01  BRT     45,024.00   48.00                        12/31/01

----------------------------------------------------------------------------------------------------------------------------
Payless Shoesource                 3,080   10/23/93   12/31/03  BRT     77,000.00   25.00    25.00   12/08/93    10/23/93
001/RET/1112                       3,080                                                                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Jamsey                               600    8/01/96    8/31/97  BRT     30,000.00   50.00    22.00   11/17/93    10/13/93
001/RET/1115                       3,129                                                              8/01/96     7/31/97
----------------------------------------------------------------------------------------------------------------------------
Cartoon Corner                       520    3/01/96   12/31/97  BRT     21,000.00   40.38    20.00    2/28/95     3/01/95
001/RET/1118                       2,720                                                              3/01/96    12/31/97
----------------------------------------------------------------------------------------------------------------------------
Sports Cards Express                 500    2/01/97    1/31/98  BRT     33,000.00   66.00    20.00    3/14/96     3/01/96
001/RET/1121                       2,591                                                              2/01/97     1/31/98
----------------------------------------------------------------------------------------------------------------------------
Arizona Outfitters                 5,664    1/01/97   12/31/03  BRT    107,616.00   19.00    19.00   10/10/93    10/13/93
001/RET/1124                       5,664                                                                           12/31/03
----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
Gap, The                          1/01/97       2,638,500    6.00%      263,850   Volume Out/Tenant
001/RET/1088                      1/01/99       2,955,120    6.00%
                                  1/01/03       3,377,280    6.00%
------------------------------------------------------------------------------------------------------------------------------------
Eddie Bauer                      10/13/93       3,000,000    5.00%      250,000
001/RET/1097                      1/01/98       3,240,000    5.00%
                                  1/01/02       3,480,000    5.00%
------------------------------------------------------------------------------------------------------------------------------------
Athletic X-Press                 10/13/93       1,026,133    6.00%
001/RET/1100
------------------------------------------------------------------------------------------------------------------------------------
Pacific Eyes & T's                1/01/97       1,054,083    6.00%       50,000
001/RET/1103                      1/01/01       1,114,317    6.00%
------------------------------------------------------------------------------------------------------------------------------------
Motherhood Maternity
001/RET/1106                      1/01/97         616,000    6.00%       25,000
                                  1/01/01         668,800    6.00%
------------------------------------------------------------------------------------------------------------------------------------
Derek Alexander Leathers          1/01/97         603,000    7.00%                Improvement Based Adj/Majors
001/RET/1107                      1/01/00         643,200    7.00%                Improvement Based Adj./Retail
                                                                                  Volume Out/Mutual
------------------------------------------------------------------------------------------------------------------------------------
Payless Shoesource               10/28/93       1,283,333    6.00%
001/RET/1112
------------------------------------------------------------------------------------------------------------------------------------
Jamsey                            8/01/94         190,000   12.00%                TEMPORARY LEASE; Renewal OFS thru 7/31/98
001/RET/1115                                                                      Termination Right
------------------------------------------------------------------------------------------------------------------------------------
Cartoon Corner                    1/01/97         175,000   12.00%                Termination Right
001/RET/1118                                                                      TEMPORARY TENANT
------------------------------------------------------------------------------------------------------------------------------------
Sports Cards Express              3/09/96         330,000   10.00%                Termination Right
001/RET/1121                                                                      TEMPORARY LEASE
------------------------------------------------------------------------------------------------------------------------------------
Arizona Outfitters                1/01/97       1,793,600    6.00%      190,000   Tenant Allowance/Payback
001/RET/1124                                                                      Amd OFS extend. gross rent to 12/31/97
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                       Page 6

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      Arrowhead Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Carol's Art Gallery                1,350    1/01/97   12/31/97   BRT    40,500.00   30.00    30.00    2/15/95      5/01/95
001/RET/1127                       1,350    1/01/98   12/31/98   BRT    47,250.00   35.00                         12/31/98


                               OPTION: OP1            START:   1/01/99         END:  12/31/01          OPTION AMOUNT:         47,250

                                       1/1/99 through 12/31/99;  MAR = $47,250.00  BP = $675,000.00
                                       1/1/00 through 12/31/01; MAR = $60,750.00 BP = $867,857.14
----------------------------------------------------------------------------------------------------------------------------
Fletcher Music Centers             1,494    9/15/94   12/31/97   BRT    56,712.24   37.96    38.00    7/14/94      9/15/94
001/RET/1130                       1,494    1/01/98   12/31/01   BRT    61,194.24   40.96                         12/31/04
                                            1/01/02   12/31/04   BRT    65,676.24   43.96
----------------------------------------------------------------------------------------------------------------------------
Lazy Bones                         1,408    3/15/97   12/31/97   BRT    33,783.00   23.99    30.00    5/06/97      3/15/97
001/RET/1133                       1,408    1/01/98   12/31/98   BRT    37,312.00   26.50                         12/31/99
                                            1/01/99   12/31/99   BRT    40,832.00   29.00
----------------------------------------------------------------------------------------------------------------------------
Cost Cutters                       1,208    1/01/96   12/31/99   BRT    41,072.00   34.00    32.00    8/17/93     10/13/93
001/RET/1136                       1,208    1/01/00   12/31/01   BRT    43,488.00   36.00                         12/31/01
----------------------------------------------------------------------------------------------------------------------------
North Valley Grill                 5,187   11/30/96   12/31/98   BRT    93,366.00   18.00    20.00    8/29/96     11/30/96
001/RST/1145                       5,187    1/01/99   12/31/02   BRT   103,740.00   20.00                         12/31/05
                                            1/01/03   12/31/05   BRT   114,114.00   22.00

                               OPTION: OP1            START:   1/01/06         END:   1/31/11          OPTION AMOUNT:        124,488

                                      1/1/06 through 12/31/07;  MAR = $124,488.00  BP = $2,074,800.00
                                      1/1/08 through 12/31/08; MAR = $127,081.00   BP = $2,118,025.00
                                      1/1/09 through 01/31/11; MAR = $129,675.00   BP = $2,161,250.00
----------------------------------------------------------------------------------------------------------------------------
Nava-Hopi Gallery                  1,067   10/18/93   12/31/98   BRT    37,345.00   35.00    35.00    9/23/93    10/18/93
001/RET/1148                       1,067    1/01/99   12/31/03   BRT    42,680.00   40.00                        12/31/03

----------------------------------------------------------------------------------------------------------------------------
Simply Gourmet                       743    1/01/97   12/31/97   BRT    31,206.00   42.00    40.00   12/02/93     2/19/94
001/RET/1150                         743    1/01/98   12/31/98   BRT    32,692.00   44.00             1/01/97    12/31/99
                                            1/01/99   12/31/99   BRT    34,178.00   46.00
----------------------------------------------------------------------------------------------------------------------------
Hot Sam Pretzel Bakery               743    1/01/97   12/31/00   BRT    49,560.00   66.70    56.00    7/19/93    10/13/93
001/RET/1151                         743    1/01/01   12/31/03   BRT    57,820.00   77.82                        12/31/03
----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                 ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                 DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------    --------   ------------   ------   ----------   --------------------------------------------------
Carol's Art Gallery              1/01/97         578,571    7.00%       25,000   Improvement Based Adj/Majors
001/RET/1127                     1/01/98         675,000    7.00%                Improvement Based Adj.Retail
                                                                                 Volume Out/Landlord
------------------------------------------------------------------------------------------------------------------------------------
Fletcher Music Centers           9/15/94       1,120,500    4.00%       92,928   Volume Out/Mutual
001/RET/1130                     1/01/98       1,232,550    4.00%
                                 1/01/02       1,344,600    4.00%
------------------------------------------------------------------------------------------------------------------------------------
Lazy Bones                       3/15/97         422,288    8.00%
001/RET/1133                     1/01/98         466,400    8.00%
                                 1/01/99         510,400    8.00%
------------------------------------------------------------------------------------------------------------------------------------
Cost Cutters                     1/01/94         513,400    8.00%
001/RET/1136                     1/01/00         543,600    8.00%
------------------------------------------------------------------------------------------------------------------------------------
North Valley Grill              11/30/96       1,556,100    6.00%                Improvement Based Adj/Majors
001/RST/1145                     1/01/99       1,729,000    6.00%                Volume Out/Mutual
                                 1/01/03       1,901,900    6.00%                Amd OFS conv. to gross rent thru 9/97
------------------------------------------------------------------------------------------------------------------------------------
Nava-Hopi Gallery               10/18/93         466,813    8.00%                Improvement Based Adj/Majors
001/RET/1148                     1/01/99         533,500    8.00%                Improvement Based Adj.Retail
                                                                                 Volume Out/Mutual
------------------------------------------------------------------------------------------------------------------------------------
Simply Gourmet                   1/01/97         390,075    8.00%                Improvement Based Adj/Majors
001/RET/1150                     1/01/98         408,650    8.00%                Improvement Based Adj.Retail
                                 1/01/99         427,225    8.00%
------------------------------------------------------------------------------------------------------------------------------------
Hot Sam Pretzel Bakery           1/01/97         495,600    8.00%
001/RET/1151                     1/01/01         578,200    8.00%
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                       Page 7

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      Arrowhead Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Marble Slab Creamery
001/RET/1154                         695    1/01/97   12/31/98   BRT    31,275.00   45.00    50.00    1/25/96      4/15/96
                                     695    1/01/99   12/31/02   BRT    34,750.00   50.00                         12/31/05
                                            1/01/03   12/31/05   BRT    38,225.00   55.00
----------------------------------------------------------------------------------------------------------------------------
Select Comfort                       544   10/13/93   12/31/98   BRT    21,760.00   40.00    45.00    9/27/93     10/13/93
001/RET/1155                         544    1/01/99   12/31/03   BRT    24,480.00   45.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Select Cellular & Paging             500    6/01/96   12/31/97   BRT    17,500.00   35.00             4/24/96      6/01/96
001/RET/1157                         500    1/01/98   12/31/00   BRT    19,000.00   38.00                         12/31/00
----------------------------------------------------------------------------------------------------------------------------
Hot Shots Imaging                    741   12/12/96   12/31/98   BRT    17,043.00   23.00             1/07/97     12/12/96
001/RET/1160                         741    1/01/99   12/31/99   BRT    18,525.00   25.00                         12/31/01
                                            1/01/00   12/31/01   BRT    20,007.00   27.00
----------------------------------------------------------------------------------------------------------------------------
New Home Concepts                  1,096    1/01/97   12/31/98   BRT    32,880.00   30.00    28.00    8/02/94      9/01/95
001/RET/1163                       1,096    1/01/99   12/31/00   BRT    38,360.00   35.00                         12/31/00
----------------------------------------------------------------------------------------------------------------------------
Lee Optical                          896    1/01/96   12/31/99   BRT    26,880.00   30.00    28.00    7/19/93     10/13/93
001/RET/1166                         896    1/01/00   12/31/01   BRT    28,672.00   32.00                         12/31/01
----------------------------------------------------------------------------------------------------------------------------
Zales Jewelers                     1,296    1/01/97   12/31/00   BRT    64,800.00   50.00    45.00    8/27/93     10/13/93
001/RET/1169                       1,296    1/01/01   12/31/03   BRT    71,280.00   55.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Kay-Bee Toy & Hobby                3,413    1/01/97   12/31/00   BRT    71,673.00   21.00    18.00    9/13/93     10/13/93
001/RET/1172                       3,413    1/01/01   12/31/03   BRT    81,912.00   24.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Lechters Home Store                3,428    1/01/97   12/31/98   BRT    75,416.00   22.00    20.00    8/29/94     10/01/94
001/RET/1175                       3,428    1/01/99   12/31/00   BRT    82,272.00   24.00                          1/31/05
                                            1/01/01   12/31/02   BRT    89,128.00   26.00
                                            1/01/03    1/31/05   BRT    95,984.00   28.00
----------------------------------------------------------------------------------------------------------------------------
Gymboree                           2,000    6/30/97   12/31/00   BRT    60,000.00   30.00             5/14/97      6/30/97
001/RET/1178                       2,000    1/01/01   12/31/04   BRT    65,000.00   32.50                          1/31/08
                                            1/01/05    1/31/08   BRT    70,000.00   35.00
----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                   ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                   DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------      --------   ------------   ------   ----------   ------------------------------------------------
Marble Slab Creamery
001/RET/1154                       1/01/97         312,750   10.00%                Improvement Based Adj/Majors
                                   1/01/99         347,500   10.00%
                                   1/01/03         382,250   10.00%
------------------------------------------------------------------------------------------------------------------------------------
Select Comfort                    10/13/93         362,667    6.00%        3,624   Volume Out/Mutual
001/RET/1155                       1/01/99         408,000    6.00%
------------------------------------------------------------------------------------------------------------------------------------
Select Cellular & Paging           6/07/96         218,750    8.00%                Improvement Based Adj/Majors
001/RET/1157                       1/01/98         237,500    8.00%                Improvement Based Adj.Retail
------------------------------------------------------------------------------------------------------------------------------------
Hot Shots Imaging                 12/12/96         170,430   10.00%                Improvement Based Adj/Majors
001/RET/1160                       1/01/99         185,250   10.00%                Improvement Based Adj.Retail
                                   1/01/00         200,070   10.00%
------------------------------------------------------------------------------------------------------------------------------------
New Home Concepts                                                         32,880   Improvement Based Adj/Majors
001/RET/1163                                                                       Improvement Based Adj.Retail
------------------------------------------------------------------------------------------------------------------------------------
Lee Optical                        1/01/96         448,000    6.00%
001/RET/1166                       1/01/00         477,867    6.00%
------------------------------------------------------------------------------------------------------------------------------------
Zales Jewelers                     1/01/97       1,080,000    6.00%
001/RET/1169                       1/01/01       1,188,000    6.00%
------------------------------------------------------------------------------------------------------------------------------------
Kay-Bee Toy & Hobby                1/01/97       1,194,550    6.00%       50,000   Volume Out/Tenant
001/RET/1172                       1/01/01       1,365,200    6.00%                Termination Right
------------------------------------------------------------------------------------------------------------------------------------
Lechters Home Store                1/01/97       1,256,933    6.00%
001/RET/1175                       1/01/99       1,371,200    6.00%
                                   1/01/01       1,485,467    6.00%
                                   1/01/03       1,599,733    6.00%
------------------------------------------------------------------------------------------------------------------------------------
Gymboree                           6/30/97       1,200,000    5.00%                Volume Out/Mutual
001/RET/1178                       1/01/01       1,300,000    5.00%
                                   1/01/05       1,400,000    5.00%
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                       Page 8

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      Arrowhead Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
B. Dalton                          5,289   10/13/93   12/31/97   BRT   105,780.00   20.00    20.00   10/18/93    10/13/93
001/RET/1181                       5,289    1/01/98   12/31/01   BRT   116,358.00   22.00                         1/31/06
                                            1/01/02    1/31/06   BRT   126,936.00   24.00

----------------------------------------------------------------------------------------------------------------------------
Perfumania                         1,594    9/15/94   12/31/99   BRT    52,315.00   32.82    33.00    9/26/94     9/15/94
001/RET/1184                       1,594    1/01/00   12/31/04   BRT    55,790.00   35.00                        12/31/04

----------------------------------------------------------------------------------------------------------------------------
Naturalizer                        1,454    1/01/97   12/31/98   BRT    39,258.00   27.00    35.00    9/10/93    10/13/93
001/RET/1187                       1,454                                                                         12/31/98

                                OPTION: OP1            START:   1/1/99          END:  12/31/03          OPTION AMOUNT:        43,620

                                        1/1/99 through 12/31/00;  MAR = $43,620.00  BP = $727,000.00
                                        1/1/01 through 12/31/01; MAR = $46,527.96 BP = $775,446.67
----------------------------------------------------------------------------------------------------------------------------
Disney Store, The                  3,737   11/08/94   12/31/98   BRT    74,740.00   20.00    22.00    9/23/94    11/08/94
001/RET/1190                       3,737    1/01/99   12/31/02   BRT    82,214.00   22.00                        12/31/06
                                            1/01/03   12/31/06   BRT    89,688.00   24.00
----------------------------------------------------------------------------------------------------------------------------
Casual Corner                      4,011    1/01/95   12/31/97   BRT    72,198.00   18.00    18.00    9/30/93    10/16/93
001/RET/1193                       4,011    1/01/98   12/31/00   BRT    80,220.00   20.00                        12/31/03
                                            1/01/01   12/31/03   BRT    88,242.00   22.00





----------------------------------------------------------------------------------------------------------------------------
Bombay Company, Inc.               3,807    1/01/97   12/31/00   BRT    98,982.00   26.00    23.00    8/17/93    10/13/93
001/RET/1193                       3,807    1/01/01   12/31/03   BRT   110,403.00   29.00                        12/31/03
----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
B. Dalton                         2/01/97       1,777,692    6.00%                Exclusive Use
001/RET/1181                      2/01/98       1,939,300    6.00%
                                  2/01/01       1,953,992    6.00%
                                  2/01/02       2,115,600    6.00%
------------------------------------------------------------------------------------------------------------------------------------
Perfumania                        9/15/94         797,000    6.00%      55,790    Improvement Based Adj/Majors
001/RET/1184                      1/01/00         929,833    6.00%                Improvement Based Adj.Retail
                                                                                  Volume Out/Mutual
------------------------------------------------------------------------------------------------------------------------------------
Naturalizer                       1/01/97         654,300    6.00%      30,000    Minimum Annual Rent CPI
001/RET/1187                                                                      Volume Out/Mutual
------------------------------------------------------------------------------------------------------------------------------------
Disney Store, The                11/08/94       1,868,500    4.00%     250,000    Volume Out/Tenant
001/RET/1190                      1/01/99       2,055,350    4.00%
                                  1/01/03       2,242,200    4.00%
------------------------------------------------------------------------------------------------------------------------------------
Casual Corner                     1/01/95       1,443,960    5.00%     240,660    If Tenant exceeds $1,200,000 in Net Sales in any
001/RET/1193                      1/01/98       1,604,400    5.00%                first 3 Lease Years, then as of 1/1 of the Lease
                                  1/01/01       1,764,840    5.00%                Year following the Year in which sales were
                                                                                  achieved MAR shall be increased to $76,209 &
                                                                                  continue thru 12/31/97, or until T achieves Net
                                                                                  Sales of $1.5M in any one of the first three
                                                                                  Lease Yrs. As of 1/1 of the year after T' exceeds
                                                                                  $1.5M in sales, MAR incr. to $80,220 thru
                                                                                  12/31/00.
------------------------------------------------------------------------------------------------------------------------------------
Bombay Company, Inc.              1/01/97       1,649,700    6.00%     100,000    Volume Out/Tenant
001/RET/1199                      1/01/01       1,840,050    6.00%
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                       Page 9

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      Arrowhead Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Charlotte Russe                    7,291    1/01/97   12/31/97   BRT   109,365.00   15.00    18.00   12/08/93     11/19/93
001/RET/1202                       7,291    1/01/98   12/31/98   BRT   116,656.00   16.00                          1/31/06
                                            1/01/99   12/31/99   BRT   123,947.00   17.00
                                            1/01/00   12/31/00   BRT   131,238.00   18.00
                                            1/01/01   12/31/01   BRT   138,529.00   19.00
                                            1/01/02   12/31/03   BRT   145,820.00   20.00
                                            1/01/04    1/31/06   BRT   153,111.00   21.00
















----------------------------------------------------------------------------------------------------------------------------
Lerner New York                    8,000   10/15/93    1/31/98   BRT   120,000.00   15.00    17.00    9/29/93     10/13/93
001/RET/1208                       8,000    2/01/98    1/31/02   BRT   136,000.00   17.00                          1/31/06
                                            2/01/02    1/31/06   BRT   152,000.00   19.00
----------------------------------------------------------------------------------------------------------------------------
Lane Bryant                        6,429   10/13/93    1/31/98   BRT    96,435.00   15.00    17.00    9/29/93     10/13/93
001/RET/1214                       6,429    2/01/98    1/31/02   BRT   109,293.00   17.00                          1/31/06
                                            2/01/02    1/31/06   BRT   122,151.00   19.00
----------------------------------------------------------------------------------------------------------------------------
Limited, The                       6,727    8/01/95    1/31/98   BRT   100,905.00   15.00    17.00    9/29/93     10/13/93
001/RET/1220                       6,727    2/01/98    1/31/02   BRT   114,359.00   17.00                          1/31/06
                                            2/01/02    1/31/06   BRT   127,813.00   19.00
----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
Charlotte Russe                   1/01/97    Grad. Base                 300,000   BREAKPOINT:  2,000,000.00  RATE:  0.0%
001/RET/1202                      1/01/98    Grad. Base                           BREAKPOINT:  3,000,000.00  RATE: 10.0%
                                  1/01/99    Grad. Base                           BREAKPOINT: 99,999,999.99  RATE: 11.0%
                                  1/01/00    Grad. Base                           BREAKPOINT:  2,000,000.00  RATE:  0.0%
                                  1/01/01    Grad. Base                           BREAKPOINT:  3,000,000.00  RATE: 10.0%
                                  1/01/02    Grad. Base                           BREAKPOINT: 99,999,999.99  RATE: 11.0%
                                  1/01/04    Grad. Base                           BREAKPOINT:  2,000,000.00  RATE:  0.0%
                                                                                  BREAKPOINT:  3,000,000.00  RATE: 10.0%
                                                                                  BREAKPOINT: 99,999,999.99  RATE: 11.0%
                                                                                  BREAKPOINT:  2,200,000.00  RATE:  0.0%
                                                                                  BREAKPOINT:  3,000,000.00  RATE: 10.0%
                                                                                  BREAKPOINT: 99,999,999.99  RATE: 11.0%
                                                                                  BREAKPOINT:  2,200,000.00  RATE:  0.0%
                                                                                  BREAKPOINT:  3,000,000.00  RATE: 10.0%
                                                                                  BREAKPOINT: 99,999,999.99  RATE: 11.0%
                                                                                  BREAKPOINT:  2,200,000.00  RATE:  0.0%
                                                                                  BREAKPOINT:  3,000,000.00  RATE: 10.0%
                                                                                  BREAKPOINT: 99,999,999.99  RATE: 11.0%
                                                                                  BREAKPOINT:  2,200,000.00  RATE:  0.0%
                                                                                  BREAKPOINT:  3,000,000.00  RATE: 10.0%
                                                                                  BREAKPOINT: 99,999,999.99  RATE: 11.0%
                                                                                  Volume Out/Mutual
                                                                                  Gross Lease
------------------------------------------------------------------------------------------------------------------------------------
Lerner New York                  10/13/93       2,400,000    5.00%      640,000   Volume Out/Tenant
001/RET/1208                      2/01/98       2,720,000    5.00%
                                  2/01/02       3,040,000    5.00%
------------------------------------------------------------------------------------------------------------------------------------
Lane Bryant                      10/13/93       1,928,700    5.00%      514,320   Volume Out/Tenant
001/RET/1214                      2/01/98       2,185,860    5.00%
                                  2/01/02       2,443,020    5.00%
------------------------------------------------------------------------------------------------------------------------------------
Limited, The                     10/13/93       2,522,625    4.00%      470,890   Volume Out/Tenant
001/RET/1220                      2/01/98       2,858,975    4.00%
                                  2/01/02       3,195,325    4.00%
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 10

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      Arrowhead Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Miller's Outpost for Levis         5,536    2/01/97    1/31/98   BRT    77,504.00   14.00    16.00    1/04/96     11/10/95
001/RET/1226                       5,536    2/01/98    1/31/01   BRT    88,576.00   16.00                          1/31/03
                                            2/01/01    1/31/03   BRT    99,648.00   18.00
----------------------------------------------------------------------------------------------------------------------------
Wherehouse                         2,503    1/01/97   12/31/00   BRT    75,090.00   30.00    25.00    2/10/93     11/01/93
001/RET/1232                       2,503    1/01/01   12/31/00   BRT    87,605.00   35.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Stacy's Hallmark Shop              4,530    1/01/97    1/31/05   BRT   104,190.00   23.00    21.00    8/17/93     10/13/93
001/RET/1235                       4,530                                                                           1/31/05
----------------------------------------------------------------------------------------------------------------------------
Sungear                              789    1/01/97   12/31/00   BRT    47,340.00   60.00    50.00    4/13/93     10/13/93
001/RET/1238                         789    1/01/01   12/31/03   BRT    55,230.00   70.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Watch Out                            750   10/01/94   12/31/02   BRT    18,750.00   25.00    26.00    7/06/94     11/04/94
001/RET/1241                         750    1/01/98   12/31/99   BRT    22,500.00   30.00                         12/31/02
                                            1/01/00   12/31/02   BRT    26,250.00   35.00
----------------------------------------------------------------------------------------------------------------------------
Merle Norman Cosmetics               600   10/13/93   12/31/97   BRT    15,000.00   25.00    30.00    7/09/93     10/13/93
001/RET/1244                         600    1/01/98   12/31/01   BRT    18,000.00   30.00                         12/31/03
                                            1/01/02   12/31/03   BRT    21,000.00   35.00
----------------------------------------------------------------------------------------------------------------------------
Weisfield's Jewelers               1,178    4/22/94   12/31/04   BRT    60,000.00   50.93    51.00    1/18/94      4/22/94
001/RET/1247                       1,178                                                                          12/31/04
----------------------------------------------------------------------------------------------------------------------------
Lotions & Potions                    939   10/13/93   12/31/97   BRT    32,865.00   35.00    35.00    7/14/93     10/13/93
001/RET/1250                         939    1/01/98   12/31/99   BRT    37,560.00   40.00                         12/31/02
                                            1/01/00   12/31/02   BRT    42,255.00   45.00
----------------------------------------------------------------------------------------------------------------------------
Fancy That!                        1,853    9/07/96    9/06/97   BRT    36,000.00   19.43    28.00    1/01/96     10/01/95
001/RET/1256                       1,853                                                              9/07/96      9/06/97
----------------------------------------------------------------------------------------------------------------------------
Fann's Impressions                   736    1/01/97   12/31/98   BRT    29,439.96   40.00    38.00    8/31/94     11/25/94
001/RET/1259                         736    1/01/99   12/31/00   BRT    30,912.00   42.00                         12/31/00
----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
Miller's Outpost for Levis        3/01/97       1,550,080    5.00%
001/RET/1226                      2/01/98       1,771,520    5.00%
                                  2/01/01       1,992,960    5.00%
------------------------------------------------------------------------------------------------------------------------------------
Wherehouse                        1/01/97       1,072,714    7.00%                Amd Signed reducing charges eff 4/96-12/97
001/RET/1232                      1/01/01       1,251,500    7.00%
------------------------------------------------------------------------------------------------------------------------------------
Stacy's Hallmark Shop             1/01/97       1,302,375    6.00%                Recapture from Percentage Ren
001/RET/1235
------------------------------------------------------------------------------------------------------------------------------------
Sungear                           1/01/97         591,750    8.00%                Improvement Based Adj/Majors
001/RET/1238                      1/01/01         690,375    8.00%                Improvement Based Adj./Retail
------------------------------------------------------------------------------------------------------------------------------------
Watch Out                        11/04/94         234,375    8.00%       22,500
001/RET/1241                      1/01/98         281,250    8.00%
                                  1/01/00         328,125    8.00%
------------------------------------------------------------------------------------------------------------------------------------
Merle Norman Cosmetics           10/13/93         187,500    8.00%                Amd OFS incr size to 760 w/applic. rent incr.
001/RET/1244                      1/01/98         225,000    8.00%
                                  1/01/02         262,500    8.00%
------------------------------------------------------------------------------------------------------------------------------------
Weisfield's Jewelers              4/22/94       1,000,000    6.00%
001/RET/1247
------------------------------------------------------------------------------------------------------------------------------------
Lotions & Potions                10/13/93         469,500    7.00%       18,780
001/RET/1250                      1/01/98         536,571    7.00%
                                  1/01/00         603,643    7.00%
------------------------------------------------------------------------------------------------------------------------------------
Fancy That!                       9/07/96         240,000   15.00%                TEMP. TENANT; Ls Of$ w/Quilted Kottage
001/RET/1256                                                                      Termination Right
------------------------------------------------------------------------------------------------------------------------------------
Fann's Impressions                1/01/97         368,000    8.00%                Improvement Based Adj/Majors
001/RET/1259                      1/01/99         386,400    8.00%                Improvement Based Adj./Retail
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 11

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      Arrowhead Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Hat Club, The                        663
001/RET/1260                         663    1/01/97    8/31/97   BRT    36,465.00    55.00   45.00   12/02/93     10/13/93
                                            5/01/97    8/31/97   BRT    18,465.00    27.85                        12/31/98
                                            9/01/97   10/31/97   BRT    18,000.00    27.15
                                           11/01/97   11/30/97   BRT    30,000.00    45.25
                                           12/01/97   12/31/97   BRT   102,000.00   153.85
                                            1/01/98   12/31/98   BRT    36,465.00    55.00
----------------------------------------------------------------------------------------------------------------------------
ACH's Wellness Connection          1,457    1/01/96   12/31/97   BRT    32,054.04    22.00   20.00   11/09/93     10/20/93
001/RET/1261                       1,457    1/01/98   12/31/01   BRT    34,968.00    24.00           12/01/95     12/31/03
                                            1/01/02   12/31/03   BRT    37,881.96    26.00
----------------------------------------------------------------------------------------------------------------------------
CPI Photo Finish                     785    1/01/97   12/31/98   BRT    31,400.00    40.00   35.00    8/06/93     10/13/93
001/RET/1262                         785                                                                          12/31/98

                                OPTION: OP1            START:   1/01/99         END:  12/31/01          OPTION AMOUNT: 33,755

                                        Tenant may exercise Option if Tenant is not in default or has ever been in default, and Tenant has achieved Net Sales of $200,000 during any 2 of 3 Lease
                                        Years immediately preceding date of such exercise by Tenant.
                                        1/1/99 through 12/31/01; MAR = $33.755.00 BP = $421,937.50
----------------------------------------------------------------------------------------------------------------------------
Kit's Cameras                      1,294    1/01/97   12/31/99   BRT    41,408.00    32.00   30.00    8/18/93     10/13/93
002/RET/2010                       1,294    1/01/00   12/31/02   BRT    43,996.00    34.00                        12/31/03
                                            1/01/03   12/31/03   BRT    45,290.00    35.00
----------------------------------------------------------------------------------------------------------------------------
Deck the Walls                     1,530    4/01/95   12/31/97   BRT    48,960.00    32.00   32.00    1/13/95      4/01/95
002/RET/2013                       1,530    1/01/98   12/31/01   BRT    53,550.00    35.00                        12/31/04
                                            1/01/02   12/31/04   BRT    58,140.00    38.00
----------------------------------------------------------------------------------------------------------------------------
Regis Hairstylists                 1,174    1/01/97   12/31/00   BRT    41,000.00    34.92   32.00    8/27/93     10/13/93
002/RET/2016                       1,174    1/01/01   12/31/03   BRT    44,000.00    37.48                        12/31/03
----------------------------------------------------------------------------------------------------------------------------
Coopers Children's Shoes             802    1/01/96   12/31/99   BRT    26,466.00    33.00   33.00    9/30/93     10/13/93
002/RET/2017                         802    1/01/00   12/31/01   BRT    28,872.00    36.00                        12/31/01
----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
Hat Club, The
001/RET/1260                      1/01/97         459,357    7.00%                Improvemenet Based Adj/Majors
                                  1/01/98         520,929    7.00%                Improvement Based Adj./Retail
                                                                                  Amd OFS reducing rent & chgs thru 12/31/97



------------------------------------------------------------------------------------------------------------------------------------
ACH's Wellness Connection                                                         Improvement Based Adj/Majors
001/RET/1261                                                                      Improvement Based Adj./Retail
                                                                                  Termination Right
------------------------------------------------------------------------------------------------------------------------------------
CPI Photo Finish                  1/01/97         392,500    8.00%                Name to change to Kits Camera
001/RET/1262
------------------------------------------------------------------------------------------------------------------------------------
Kit's Cameras                     1/01/97       1,035,200    3.00%                Exclusive Use
002/RET/2010                      1/01/00       1,099,900    3.00%                Volume Out/Mutual
                                  1/01/03       1,132,250    3.00%
------------------------------------------------------------------------------------------------------------------------------------
Deck the Walls                    4/01/95         699,429    7.00%       15,300
002/RET/2013                      1/01/98         765,000    7.00%
                                  1/01/02         830,571    7.00%
------------------------------------------------------------------------------------------------------------------------------------
Regis Hairstylists                1/01/97         683,333    6.00%
002/RET/2016                      1/01/01         733,333    6.00%
------------------------------------------------------------------------------------------------------------------------------------
Coopers Children's Shoes          1/01/96         378,086    7.00%        9,640
002/RET/2017                      1/01/00         412,457    7.00%
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 12

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      ARROWHEAD Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Wicks 'n' Sticks                   1,500   11/16/95   12/31/97   BRT    40,500.00   27.00    30.00   10/11/95     11/16/95
002/RET/2019                       1,500    1/01/98   12/31/00   BRT    45,000.00   30.00                          1/31/06
                                            1/01/01   12/31/03   BRT    54,000.00   36.00
                                            1/01/04    1/31/06   BRT    57,000.00   38.00
----------------------------------------------------------------------------------------------------------------------------
Stag Tobacconist & Gifts           1,293    9/10/96   12/31/00   BRT    40,458.00   31.29             8/26/93     10/13/93
002/RET/2025                       1,293    1/01/01   12/31/03   BRT    46,923.00   36.29                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Arrowhead Towne Center Travel        501    1/01/96   12/31/98   BRT    15,030.00   30.00    28.00    5/10/93     10/13/93
002/RET/2028                         501    1/01/99   12/31/00   BRT    16,032.00   32.00                         12/31/00
----------------------------------------------------------------------------------------------------------------------------
Gordon's Jewelers Since 1905       1,255    1/01/97   12/31/00   BRT    62,750.00   50.00    48.00    8/27/93     10/13/93
002/RET/2031                       1,255    1/01/01   12/31/03   BRT    69,025.00   55.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Arizona Sports Club                1,864    1/01/96    8/31/97   BRT    55,920.00   30.00    30.00   12/13/93     12/05/93
002/RET/2034                       1,864    5/01/97    8/31/97   BRT    19,920.00   10.69                         12/31/01
                                            9/01/97   10/31/97   BRT    36,000.00   19.31
                                           11/01/97   11/30/97   BRT    48,000.00   25.75
                                           12/01/97   12/31/97   BRT   120,000.00   64.38
                                            1/01/98   12/31/99   BRT    55,920.00   30.00
                                            1/01/00   12/31/01   BRT    59,648.00   32.00
----------------------------------------------------------------------------------------------------------------------------
Van's California Daze              2,203    1/01/97   12/31/00   BRT    61,684.00   28.00    26.00   10/25/93     10/13/93
002/RET/2037                       2,203    1/01/01   12/31/03   BRT    66,090.00   30.00                         12/31/03

----------------------------------------------------------------------------------------------------------------------------
Animal Kingdom                     2,149    1/05/96   12/31/98   BRT    53,725.00   25.00    26.00    8/04/95      1/05/96
002/RET/2040                       2,149    1/01/99   12/31/02   BRT    58,023.00   27.00                         12/31/05
                                            1/01/03   12/31/05   BRT    62,321.00   29.00
----------------------------------------------------------------------------------------------------------------------------
Starlog: The Comic & Science       1,948   11/13/95   12/31/98   BRT    65,000.00   33.37    28.00    6/13/94      6/04/94
002/RET/2043                       1,948                                                                          12/31/98
----------------------------------------------------------------------------------------------------------------------------
Surf City Squeeze                    803    9/01/95   12/31/97   BRT    36,135.00   45.00    48.00    5/30/95      9/01/95
002/RET/2046                         803    1/01/98   12/31/01   BRT    40,150.00   50.00                         12/31/03
                                            1/01/02   12/31/03   BRT    44,165.00   55.00
----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
Wicks 'n' Sticks                 11/16/95         578,571    7.00%       15,000   Improvement Based Adj/Majors
002/RET/2019                      1/01/98         642,857    7.00%                Termination Right
                                  1/01/01         771,429    7.00%
                                  1/01/04         814,286    7.00%
------------------------------------------------------------------------------------------------------------------------------------
Stag Tobacconist & Gifts          9/10/96         404,063    8.00%                Volume Out/Mutual
002/RET/2025                      1/01/01         484,875    8.00%
------------------------------------------------------------------------------------------------------------------------------------
Arrowhead Towne Center Travel                                                     Improvement Based Adj/Majors
002/RET/2028                                                                      Improvement Based Adj./Retail
------------------------------------------------------------------------------------------------------------------------------------
Gordon's Jewelers Since 1905      1/01/97       1,045,833    6.00%
002/RET/2031                      1/01/01       1,150,417    6.00%
------------------------------------------------------------------------------------------------------------------------------------
Arizona Sports Club               1/01/97         844,000    6.00%       16,583   Volume Out/Mutual
002/RET/2034                      1/01/98         932,000    6.00%                Amd OFS reducing rent & chgs thru 12/31/97
                                  1/01/00         994,133    6.00%




------------------------------------------------------------------------------------------------------------------------------------
Van's California Daze             1/01/97         877,146    5.00%       79,309
002/RET/2037                      1/01/98       1,233,680    5.00%
                                  1/01/01       1,321,800    5.00%
------------------------------------------------------------------------------------------------------------------------------------
Animal Kingdom                    1/05/96         895,417    5.00%       42,980   Improvement Based Adj/Majors
002/RET/2040                      1/01/99         967,050    5.00%
                                  1/01/03       1,038,683    5.00%
------------------------------------------------------------------------------------------------------------------------------------
Starlog: The Comic & Science      1/01/96         350,000   12.00%       35,064   Negotiating with Rave
002/RET/2043                                                                      Termination Right
------------------------------------------------------------------------------------------------------------------------------------
Surf City Squeeze                12/10/95         361,350   10.00%
002/RET/2046                      1/01/98         401,500   10.00%
                                  1/01/02         441,650   10.00%
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 13

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      ARROWHEAD Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Godber's                           2,316    1/01/97   12/31/98   BRT    70,638.00   30.50    29.00    6/14/93     10/13/93
002/RET/2049                       2,316    1/01/99   12/31/01   BRT    75,270.00   32.50                         12/31/01
----------------------------------------------------------------------------------------------------------------------------
Carimer                              796   10/13/93   12/31/03   BRT    36,616.00   46.00    46.00    4/27/93     10/13/93
002/RET/2052                         796                                                                          12/31/03
----------------------------------------------------------------------------------------------------------------------------
Footlocker                         2,397   10/13/93   12/31/03   BRT    71,910.00   30.00    30.00    4/19/93     10/13/93
002/RET/2055                       2,397                                                                          12/31/03
----------------------------------------------------------------------------------------------------------------------------
Pacific Sunwear of California      1,812   10/13/93   12/31/98   BRT    54,360.00   30.00    30.00    5/28/93     10/13/93
002/RET/2058                       1,812    1/01/99   12/31/03   BRT    57,984.00   32.00                         12/31/03

----------------------------------------------------------------------------------------------------------------------------
Paradise Bakery                      965    1/01/97   12/31/97   BRT    51,000.00   52.85    50.00    7/08/93     10/13/93
002/RET/2061                         965    1/01/98   12/31/99   BRT    57,000.00   59.07                         12/31/03
                                            1/01/00   12/31/03   BRT    59,000.00   61.14
                                            1/01/02   12/31/03   BRT    61,000.00   63.21
----------------------------------------------------------------------------------------------------------------------------
Great Steak & Potato, The            693    1/01/96   12/31/99   BRT    48,510.00   70.00    70.00    3/02/93     10/13/93
002/RET/2064                         693    1/01/00   12/31/03   BRT    51,975.00   75.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
A & W Hot Dogs & More                633    1/01/97   12/31/00   BRT    41,145.00   65.00    70.00    7/21/93     10/13/93
002/RET/2067                         633    1/01/01   12/31/03   BRT    43,044.00   68.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Subway                               633    1/01/96   12/31/01   BRT    44,310.00   70.00    70.00    8/30/93     10/13/93
002/RET/2070                         633    1/01/00   12/31/01   BRT    47,475.00   75.00                         12/31/01

----------------------------------------------------------------------------------------------------------------------------
Fajita Prime                         662    7/01/95   12/31/97   BRT    43,030.00   65.00    65.00    5/26/95      7/01/95
002/RET/2073                         662    1/01/98   12/31/01   BRT    46,340.00   70.00                         12/31/03
                                            1/01/02   12/31/03   BRT    49,650.00   75.00
----------------------------------------------------------------------------------------------------------------------------
Pocket Change                      4,690    1/01/97   12/31/00   BRT   131,320.00   28.00    26.00    9/30/93     10/13/93
002/RET/2076                       4,690    1/01/01   12/31/03   BRT   140,700.00   30.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Pocket Change Carousel             1,018                                                     20.00    9/30/93     10/13/93
002/RET/2079                       1,018                                                                          12/31/03
----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
Godber's                          1/01/97       1,009,114    7.00%       34,740
002/RET/2049                      1/01/99       1,075,286    7.00%
------------------------------------------------------------------------------------------------------------------------------------
Carimer                          10/13/93         457,700    8.00%
002/RET/2052
------------------------------------------------------------------------------------------------------------------------------------
Footlocker                       10/13/93       1,198,500    6.00%
002/RET/2055
------------------------------------------------------------------------------------------------------------------------------------
Pacific Sunwear of California    10/13/93         906,000    6.00%       80,000   Volume Out/Landlord
002/RET/2058                      1/01/99         966,400    6.00%

------------------------------------------------------------------------------------------------------------------------------------
Paradise Bakery                   1/01/97         728,571    7.00%
002/RET/2061                      1/01/98         814,286    7.00%
                                  1/01/00         842,857    7.00%
                                  1/01/02         871,429    7.00%
------------------------------------------------------------------------------------------------------------------------------------
Great Steak & Potato, The         1/01/96         606,375    8.00%                Volume Out/Mutual
002/RET/2064                      1/01/01         649,688    8.00%
------------------------------------------------------------------------------------------------------------------------------------
A & W Hot Dogs & More             1/01/97         411,450   10.00%
002/RET/2067                      1/01/01         430,440   10.00%
------------------------------------------------------------------------------------------------------------------------------------
Subway                            1/01/96         553,875    8.00%
002/RET/2070                      1/01/00         593,438    8.00%
------------------------------------------------------------------------------------------------------------------------------------
Fajita Prime                      7/01/95         430,300   10.00%                Improvement Based Adj/Majors
002/RET/2073                      1/01/98         463,400   10.00%                Volume Out/Mutual
                                  1/01/02         496,500   10.00%
------------------------------------------------------------------------------------------------------------------------------------
Pocket Change                     1/01/97         875,467   15.00%
002/RET/2076                      1/01/01         938,000   15.00%
------------------------------------------------------------------------------------------------------------------------------------
Pocket Change Carousel            3/01/97    ILR 12/31/03   15.00%
002/RET/2079
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 14

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      ARROWHEAD Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Sbarro The Italian Eatery            956    1/01/97   12/31/00   BRT    57,360.00   60.00    55.00    7/09/93     10/13/93
002/FCT/2082                         956    1/01/01   12/31/03   BRT    62,140.00   65.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Cajun and Grill
002/FCT/2085                         900    1/01/97   12/31/00   BRT    58,500.00   65.00    60.00    8/05/93     10/13/93
                                     900    1/01/01   12/31/03   BRT    63,000.00   70.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Hibechi-San                          680    1/01/97   12/31/00   BRT    44,200.00   65.00    65.00    9/13/93     10/13/93
002/FCT/2088                         680    1/01/01   12/31/03   BRT    47,600.00   70.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Panda Express                        900    1/01/97   12/31/00   BRT    63,000.00   70.00    65.00    9/13/93     10/13/93
002/FCT/2091                         900    1/01/01   12/31/03   BRT    67,500.00   75.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Dairy Queen                          700    1/01/97   12/31/00   BRT    63,000.00   90.00    85.00    3/29/93     10/13/93
002/FCT/2094                         700    1/01/01   12/31/03   BRT    66,500.00   95.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Gloria Jean's Coffee Bean          1,000   12/01/97   12/31/98   BRT    54,600.00   54.60            11/24/95     12/01/95
002/RET/2097                       1,000    1/01/99   12/31/02   BRT    61,430.00   61.43                          1/31/06
                                            1/01/03    1/31/06   BRT    68,250.00   68.25
----------------------------------------------------------------------------------------------------------------------------
Icing, The                         1,609    5/10/97   12/31/99   BRT    69,187.00   43.00    40.00    4/17/97      5/10/97
002/RET/2100                       1,609    1/01/00   12/31/03   BRT    72,405.00   45.00                          1/31/07
                                            1/01/04    1/31/07   BRT    77,232.00   48.00
----------------------------------------------------------------------------------------------------------------------------
In the Swim                        1,330    3/27/97    8/03/97   BRT    37,500.00   28.20    32.00    3/20/97      3/27/97
002/RET/2103                       1,330                                                                           8/03/97
----------------------------------------------------------------------------------------------------------------------------
As Seen On T.V.                    1,220    6/15/97   12/31/97   BRT    38,400.00   31.48    40.00    5/20/97      6/15/97
002/RET/2106                       1,220                                                                          12/31/97
----------------------------------------------------------------------------------------------------------------------------
Hair Essentials                    1,220    1/01/97   12/31/00   BRT    48,800.00   40.00    35.00   10/15/93     10/20/93
002/RET/2109                       1,220    1/01/01   12/31/03   BRT    54,900.00   45.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Hi-Health                          3,013   12/01/96   12/31/99   BRT    84,363.96   28.00    22.00    5/23/94      6/11/94
002/RET/2112                       3,013    1/01/00   12/31/03   BRT    87,377.00   29.00                         12/31/06
                                            1/01/04   12/31/06   BRT    90,390.00   30.00
----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
Sbarro The Italian Eatery         1/01/97         717,000     8.00%
002/FCT/2082                      1/01/01         776,750     8.00%
------------------------------------------------------------------------------------------------------------------------------------
Cajun and Grill
002/FCT/2085                      1/01/97         731,250     8.00%
                                  1/01/01         787,500     8.00%
------------------------------------------------------------------------------------------------------------------------------------
Hibechi-San                       1/01/97         552,500     8.00%
002/FCT/2088                      1/01/01         595,000     8.00%
------------------------------------------------------------------------------------------------------------------------------------
Panda Express                     1/01/97         787,500     8.00%
002/FCT/2091                      1/01/01         843,750     8.00%
------------------------------------------------------------------------------------------------------------------------------------
Dairy Queen                       1/01/97         630,000    10.00%
002/FCT/2094                      1/01/01         665,000    10.00%
------------------------------------------------------------------------------------------------------------------------------------
Gloria Jean's Coffee Bean        12/09/95         780,000     7.00%               Improvement Based Adj/Majors
002/RET/2097                      1/01/99         877,571     7.00%
                                  1/01/03         975,000     7.00%
------------------------------------------------------------------------------------------------------------------------------------
Icing, The                        5/10/97         988,386     7.00%
002/RET/2100                      1/01/00       1,034,357     7.00%
                                  1/01/04       1,103,314     7.00%
------------------------------------------------------------------------------------------------------------------------------------
In the Swim                                                                       Termination Right
002/RET/2103                                                                      TEMPORARY TENANT
------------------------------------------------------------------------------------------------------------------------------------
As Seen On T.V.                   6/21/97         255,996    10.00%               Termination Right
002/RET/2106                                                                      TEMPORARY TENANT
------------------------------------------------------------------------------------------------------------------------------------
Hair Essentials                   1/01/97         697,143     8.00%
002/RET/2109                      1/01/01         784,286     8.00%
------------------------------------------------------------------------------------------------------------------------------------
Hi-Health                         1/31/97       1,406,067     6.00%      40,000
002/RET/2112                      1/01/00       1,456,283     6.00%
                                  1/01/04       1,506,500     6.00%
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 15

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      ARROWHEAD Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Radio Shack                        2,745    1/01/96   12/31/97   BRT    49,410.00   18.00    22.00   12/16/93      3/01/94
002/RET/2115                       2,745    1/01/98   12/31/01   BRT    54,900.00   20.00                          1/31/04
                                            1/01/02    1/31/04   BRT    60,390.00   22.00
----------------------------------------------------------------------------------------------------------------------------
Four Corners Home Accessories        750    5/01/97   12/31/98   BRT    31,800.00   42.40             5/16/97      5/01/97
002/RET/2118                       2,694                                                                          12/31/98
----------------------------------------------------------------------------------------------------------------------------
Caravan Art Gallery                1,500    1/01/97   12/31/97   BRT    42,000.00   28.00    20.00   11/29/93     10/13/93
002/RET/2121                       2,565                                                              1/01/97     12/31/97
----------------------------------------------------------------------------------------------------------------------------
Pretzel Time                         500    1/01/97   12/31/00   BRT    25,000.00   50.00    45.00   10/08/93     10/13/93
002/RET/2130                         500    1/01/01   12/31/03   BRT    27,500.00   55.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Legends In Turquoise               1,305    7/01/95   12/31/98   BRT    43,065.00   33.00    33.00    2/28/95      9/01/95
002/RET/2133                       1,305    1/01/99   12/31/01   BRT    48,285.00   37.00                         12/31/01




----------------------------------------------------------------------------------------------------------------------------
Fast Fix Jewelry Repair              674    1/01/97   12/31/00   BRT    20,220.00   30.00    30.00    4/05/93     10/13/93
002/RET/2139                         674    1/01/01   12/31/03   BRT    23,590.00   35.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Racine Formalwear Ltd.             2,901    2/23/96   12/31/98   BRT    34,812.00   12.00    22.00    1/08/96      2/23/96
002/RET/2145                       2,901    1/01/99   12/31/00   BRT    43,515.00   15.00                         12/31/05
                                            1/01/01   12/31/02   BRT    52,218.00   18.00
                                            1/01/03   12/31/05   BRT    60,921.00   21.00
----------------------------------------------------------------------------------------------------------------------------
Eye Masters                        3,716    3/01/96   12/31/99   BRT    96,616.00   26.00             5/24/94     10/31/93
002/RET/2151                       3,716    1/01/00   12/31/03   BRT   111,400.00   30.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Frederick Fisher Jewelers          1,000   10/01/94   12/31/98   BRT    64,489.56   64.49    65.00    2/24/94     10/01/94
002/RET/2154                       1,000    1/01/99   12/31/03   BRT    55,000.00   55.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
L.A. Nails                           616    5/01/96   12/31/97   BRT    15,400.00   25.00    30.00    5/24/95      5/01/96
002/RET/2157                         616    1/01/98   12/31/00   BRT    18,480.00   30.00                         12/31/01
                                            1/01/01   12/31/01   BRT    21,560.00   35.00

----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
Radio Shack                       1/01/96       1,235,250     3.00%      30,195
002/RET/2115                      1/01/98       1,372,500     3.00%
                                  1/01/02       1,508,750     3.00%
------------------------------------------------------------------------------------------------------------------------------------
Four Corners Home Accessories     5/01/97         264,996    10.00%
002/RET/2118
------------------------------------------------------------------------------------------------------------------------------------
Caravan Art Gallery               1/01/97         300,000    10.00%               TEMPORARY TENANT
002/RET/2121                                                                      Termination Right
------------------------------------------------------------------------------------------------------------------------------------
Pretzel Time                      1/01/97         312,500     8.00%               Termination Right
002/RET/2130                      1/01/01         343,750     8.00%               Eff 1/1/97-6/30/97 MAR reduced to $1875/MO
------------------------------------------------------------------------------------------------------------------------------------
Legends In Turquoise              1/01/97         538,313     7.00%               Improvement Based Adj/Majors
002/RET/2133                      1/01/98         615,214     7.00%               Improvement Based Adj.Retail
                                  1/01/99         689,786     7.00%               Volume
                                                                                  Out/Landlord
                                                                                  Termination Right
                                                                                  Amd OFS reduc. rnt to 10/1/97
------------------------------------------------------------------------------------------------------------------------------------
Fast Fix Jewelry Repair           1/01/97         252,750     8.00%      10,000
002/RET/2139                      1/01/01         294,875     8.00%
------------------------------------------------------------------------------------------------------------------------------------
Racine Formalwear Ltd.            1/01/97         580,200     6.00%     100,000
002/RET/2145                      1/01/99         725,250     6.00%
                                  1/01/01         870,300     6.00%
                                  1/01/03       1,015,350     6.00%
------------------------------------------------------------------------------------------------------------------------------------
Eye Masters                       1/01/97       1,932,320     5.00%               Exclusive Use
002/RET/2151                      1/01/00       2,229,600     5.00%               Improvement Based Adj/Majors
------------------------------------------------------------------------------------------------------------------------------------
Frederick Fisher Jewelers        10/01/94         833,333     6.00%      50,000   Incr. rent 1st 5 yrs due to payback of T.A.
002/RET/2154                      1/01/99         916,667     6.00%
------------------------------------------------------------------------------------------------------------------------------------
L.A. Nails                        5/04/96         192,500     8.00%               Improvement Based Adj/Majors
002/RET/2157                      1/01/98         231,000     8.00%               Improvement Based Adj.Retail
                                  1/01/01         269,500     8.00%               Volume
                                                                                  Out/Landlord
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 16

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      ARROWHEAD Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Sunglass Hut International           782    1/01/97   12/31/00   BRT    46,920.00   60.00    55.00   11/09/93     10/13/93
002/RET/2163                         782    1/01/01    1/31/04   BRT    50,830.00   65.00                          1/31/04
----------------------------------------------------------------------------------------------------------------------------
Card Shoppe, The                   3,623    1/01/96   12/31/97   BRT    72,460.00   20.00    20.00    7/19/93     10/13/93
002/RET/2166                       3,623    1/01/98   12/31/99   BRT    86,952.00   24.00                          1/31/05
                                            1/01/00   12/31/01   BRT    90,575.00   25.00
                                            1/01/02    1/31/05   BRT    97,821.00   27.00
----------------------------------------------------------------------------------------------------------------------------
Copper River                       2,700   11/04/93   12/31/97   BRT    54,000.00   20.00    22.00   11/07/93     11/04/93
002/RET/2169                       2,700   11/04/93   12/31/97   BRT    54,000.00   20.00                         12/31/03
                                            1/01/98   12/31/01   BRT    59,400.00   22.00
                                            1/01/02   12/31/03   BRT    64,800.00   24.00












----------------------------------------------------------------------------------------------------------------------------
Golf Fore All                        510    8/01/96    7/31/97   BRT    33,600.00   65.88    20.00    4/29/96      8/01/96
002/RET/2172                       3,747                                                                           7/31/97
----------------------------------------------------------------------------------------------------------------------------
Champs                             4,904    1/01/97   12/31/00   BRT    95,628.00   19.50    18.00    4/07/93     10/13/93
002/RET/2175                       4,904    1/01/01   12/31/03   BRT   105,436.00   21.50                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Prints Plus                        1,563    4/01/95   12/31/98   BRT    46,890.00   30.00    30.00    2/07/95      4/01/95
002/RET/2178                       1,563    1/01/99   12/31/02   BRT    51,579.00   33.00                         12/31/05
                                            1/01/03   12/31/05   BRT    56,268.00   36.00
----------------------------------------------------------------------------------------------------------------------------
Things Remembered                  1,263    1/01/97   12/31/00   BRT    50,520.00   40.00    37.00    8/18/93     10/13/93
002/RET/2181                       1,263    1/01/01   12/31/03   BRT    54,309.00   43.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
Sunglass Hut International        1/01/97         586,500     8.00%               Volume Out/Mutual
002/RET/2163                      1/01/01         635,375     8.00%
------------------------------------------------------------------------------------------------------------------------------------
Card Shoppe, The                  1/01/96         905,750     8.00%      54,345
002/RET/2166                      1/01/98       1,086,900     8.00%
                                  1/01/00       1,132,187     8.00%
                                  1/01/02       1,222,762     8.00%
------------------------------------------------------------------------------------------------------------------------------------
Copper River                      1/01/97    Grad. Base                 100,000   BREAKPOINT:
002/RET/2169                      1/01/98    Grad. Base                           BREAKPOINT: 600,000.00  RATE:  8.0 %
                                  1/01/99    Grad. Base                           BREAKPOINT: 749,999.99  RATE:  9.0 %
                                  1/01/00    Grad. Base                           BREAKPOINT: 600,000.00  RATE:  8.0 %
                                  1/01/01    Grad. Base                           BREAKPOINT: 749,999.99  RATE:  9.0 %
                                  1/01/02    Grad. Base                           BREAKPOINT: 600,000.00  RATE:  8.0 %
                                  1/01/03    Grad. Base                           BREAKPOINT: 749,999.99  RATE:  9.0 %
                                  1/01/98         990,000     6.00%               BREAKPOINT: 600,000.00  RATE:  8.0 %
                                  1/01/02       1,080,000     6.00%               BREAKPOINT: 749,999.99  RATE:  9.0 %
                                 11/04/93         900,000     6.00%               BREAKPOINT: 600,000.00  RATE:  8.0 %
                                                                                  BREAKPOINT: 749,999.99  RATE:  9.0 %
                                                                                  BREAKPOINT: 600,000.00  RATE:  8.0 %
                                                                                  BREAKPOINT: 749,999.99  RATE:  9.0 %
                                                                                  BREAKPOINT: 600,000.00  RATE:  8.0 %
                                                                                  BREAKPOINT: 749,999.99  RATE:  9.0 %
                                                                                  Volume Out/Mutual
------------------------------------------------------------------------------------------------------------------------------------
Golf Fore All                     8/01/96         336,000    10.00%                TEMPORARY TENANT
002/RET/2172
------------------------------------------------------------------------------------------------------------------------------------
Champs                            1/01/97       1,912,560     5.00%
002/RET/2175                      1/01/01       2,108,720     5.00%
------------------------------------------------------------------------------------------------------------------------------------
Prints Plus                       4/01/95         781,500     6.00%
002/RET/2178                      1/01/99         859,650     6.00%
                                  1/01/03         937,800     6.00%
------------------------------------------------------------------------------------------------------------------------------------
Things Remembered                 1/01/97         631,500     8.00%
002/RET/2181                      1/01/01         678,863     8.00%
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 17

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      ARROWHEAD Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Record Town/Saturday Matinee
002/RET/2184                       7,613    1/01/97   12/31/00   BRT   182,712.00   24.00    22.00    8/06/93     10/13/93
                                   7,613    1/01/01    1/31/04   BRT   197,938.00   26.00                          1/13/04
----------------------------------------------------------------------------------------------------------------------------
Body Shop Skin & Hair, The           840    1/01/97   12/31/97   BRT    42,000.00   50.00    45.00   11/29/93     11/12/93
002/RET/2190                         840    1/01/98   12/31/99   BRT    46,200.00   55.00                         12/31/03
                                            1/01/00   12/31/03   BRT    50,400.00   60.00
----------------------------------------------------------------------------------------------------------------------------
Nine West                          1,469   11/19/94   12/31/99   BRT    41,132.00   28.00    35.00    2/02/95     11/19/94
002/RET/2196                       1,469    1/01/00   12/31/04   BRT    47,008.00   32.00                         12/31/04
----------------------------------------------------------------------------------------------------------------------------
Cinnabon                             890    1/01/97   12/31/00   BRT    53,400.00   60.00    55.00    5/12/93     10/13/93
002/RET/2196                         890    1/01/01   12/31/03   BRT    57,850.00   65.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Chevys Mexican Restaurant          7,114   11/09/93   12/31/08   BRT   170,736.00   24.00    24.00    8/18/93     11/09/93
002/RST/2199                       7,114

                                OPTION: OP1            START:   1/01/09         END:  12/31/13         OPTION AMOUNT: ** SEE TEXT **

                                        Minimum Annual Rental shall be increased at the beginning of the Option
                                        Period, 1/1/09, by the Lesser of 12.5% or CPI.  The September index adjustment shall be compared to the index for the same month 5 years earlier.  If such index is greater than the base index, Minimum Annual
                                        Rental for the next 5 Lease Years shall be adjusted upward.
----------------------------------------------------------------------------------------------------------------------------
Johnny Rockets                     1,487    1/01/97   12/31/00   BRT    50,558.00   34.00    30.00    5/28/93    10/13/93
002/RST/2202                       1,487    1/01/01   12/31/03   BRT    56,506.00   38.00                        12/31/03
----------------------------------------------------------------------------------------------------------------------------
Sweet Factory                        871    1/01/97   12/31/00   BRT    47,905.00   55.00    50.00    7/19/93    10/13/93
002/RET/2205                         871    1/01/01   12/31/03   BRT    52,260.00   60.00                        12/31/03
----------------------------------------------------------------------------------------------------------------------------
Bank of America - ATM1                 1    9/01/95   12/31/03   BRT    13,000.00                     9/03/93    10/13/93
002/ATM/2206                           1    1/01/97   12/31/97   BRT       780.00  780.00             6/01/95    12/31/03
                                            1/01/98   12/31/98   BRT     1,606.80  606.00
                                            1/01/99   12/31/99   BRT     2,483.16  483.16
                                            1/01/00   12/31/00   BRT     3,412.20  412.20
                                            1/01/01   12/31/01   BRT     4,396.92  396.92
                                            1/01/02   12/31/02   BRT     5,440.68  440.68
                                            1/01/03   12/31/03   BRT     6,547.08  547.08
----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
Record Town/Saturday Matinee
002/RET/2184                      1/01/97       3,045,200     6.00%               Exclusive Use
                                  1/01/01       3,298,967     6.00%
------------------------------------------------------------------------------------------------------------------------------------
Body Shop Skin & Hair, The        1/01/97         840,000     5.00%      25,000   Recapture from Percentage Ren
002/RET/2190                      1/01/98         924,000     5.00%               Volume Out/Mutual
                                  1/01/00       1,008,000     5.00%
------------------------------------------------------------------------------------------------------------------------------------
Nine West                        11/19/96         685,533     6.00%      75,000   Volume Out/Mutual
002/RET/2196                      1/01/00         783,467     6.00%
------------------------------------------------------------------------------------------------------------------------------------
Cinnabon                          1/01/97         628,235     8.50%
002/RET/2196                      1/01/01         680,588     8.50%
------------------------------------------------------------------------------------------------------------------------------------
Chevys Mexican Restaurant        11/09/93       3,104,231     5.50%     543,000   Exclusive Use
002/RST/2199                                                                      Volume Out/Mutual
------------------------------------------------------------------------------------------------------------------------------------
Johnny Rockets                    1/01/97         631,975     8.00%     150,000
002/RST/2202                      1/01/01         706,325     8.00%
------------------------------------------------------------------------------------------------------------------------------------
Sweet Factory                     1/01/97         598,813     8.00%
002/RET/2205                      1/01/01         653,250     8.00%
------------------------------------------------------------------------------------------------------------------------------------
Bank of America - ATM1            5/01/96           9,750     0.25%               Minimum Annual Rent CPI
002/ATM/2206                                                                      Improvement Based Adj/Majors
                                                                                  Improvement Based Adj.Retail
                                                                                  Exclusive Use




------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 18

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      ARROWHEAD Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Compagnie Int'l Express            8,880   10/13/93    1/31/98   BRT   133,200.00   15.00    17.00    9/29/93     10/13/93
002/RET/2208                       8,880    2/01/98    1/31/02   BRT   150,960.00   17.00                          1/31/06
                                            2/01/02    1/31/06   BRT   168,720.00   19.00
----------------------------------------------------------------------------------------------------------------------------
Britches Great Outdoors            3,394    1/01/97   12/31/99   BRT    74,668.00   22.00    20.00    9/20/94      8/18/94
002/RET/2217                       3,394    1/01/00   12/31/02   BRT    81,456.00   24.00                          1/31/05
                                            1/01/03    1/31/05   BRT    88,244.00   26.00
----------------------------------------------------------------------------------------------------------------------------
Structure                          5,654   10/31/93    1/31/98   BRT    84,810.00   15.00    17.00    9/29/93     10/13/93
002/RET/2220                       5,654    2/01/98    1/31/02   BRT    96,118.00   17.00                          1/31/06
                                            2/01/02    1/31/06   BRT   107,426.00   19.00
----------------------------------------------------------------------------------------------------------------------------
Kitchen Concepts                   2,563    1/01/97   10/31/97   BRT    72,000.00   28.09    24.00   12/05/92     10/13/93
002/RET/2226                       2,563   11/01/97   12/31/00   BRT    66,638.00   26.00                         12/31/03
                                            1/01/01   12/31/03   BRT    79,453.00   31.00

----------------------------------------------------------------------------------------------------------------------------
Successories                         996   10/01/94    7/31/97   BRT    39,840.00   40.00    40.00    9/29/94     10/01/94
002/RET/2229                         996                                                                           7/31/97

----------------------------------------------------------------------------------------------------------------------------
Wildlife Safari                    3,325    1/01/97   12/31/99   BRF    24,999.96    7.52    22.00    9/17/93     10/13/93
002/RET/2232                       3,325    1/01/97   12/31/00   BRT    83,125.00   25.00                         12/31/03
                                            1/01/01   12/31/03   BRT    99,750.00   30.00
----------------------------------------------------------------------------------------------------------------------------
Lenscrafters                       3,225    1/01/97   12/31/99   BRT    90,300.00   28.00    26.00    2/02/95      3/31/95
002/RET/2235                       3,225                                                                          12/31/99
                                OPTION: OP1            START:   1/01/00         END:  12/31/04         OPTION AMOUNT:  ** SEE TEXT**
                                        1/1/00 through 12/31/02;  MAR = $90,300.00  BP = $1,806,000.00
                                        1/1/03 through 12/31/04; MAR = $96,750.00 BP = $1,935,000.00
----------------------------------------------------------------------------------------------------------------------------
Knife Shop, The                      838    4/01/95   12/31/97   BRT   37,710.00    45.00    50.00    3/27/95      4/01/95
002/RET/2238                         838    1/01/98   12/31/01   BRT   44,414.00    53.00                         12/31/03
                                            1/01/02   12/31/03   BRT   47,766.00    57.00
----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
Compagnie Int'l Express          10/13/93       2,664,000    5.00%      888,000   Volume Out/Tenant
002/RET/2208                      2/01/98       3,019,200    5.00%
                                  2/01/02       3,374,400    5.00%
------------------------------------------------------------------------------------------------------------------------------------
Britches Great Outdoors           1/01/97       1,866,700    4.00%      101,820
002/RET/2217                      1/01/00       2,036,400    4.00%
                                  1/01/03       2,206,100    4.00%
------------------------------------------------------------------------------------------------------------------------------------
Structure                        10/13/93       1,696,200    5.00%      565,400   Volume Out/Tenant
002/RET/2220                      2/01/98       1,922,360    5.00%
                                  2/01/02       1,696,200    5.00%
------------------------------------------------------------------------------------------------------------------------------------
Kitchen Concepts                  1/01/97         832,975    8.00%       89,705   Improvement Based Adj/Majors
002/RET/2226                      1/01/01         993,163    8.00%                Improvement Based Adj.Retail
                                                                                  GROSS RENT thru 10/31/97
                                                                                  Termination Right
------------------------------------------------------------------------------------------------------------------------------------
Successories                     10/01/94         664,000    6.00%                Improvement Based Adj/Majors
002/RET/2229                                                                      Volume Out/Mutual
                                                                                  S&C OFS eff. 7/31/97; Ls OFS w/Ashley Avery
------------------------------------------------------------------------------------------------------------------------------------
Wildlife Safari                   1/01/97       1,162,500    5.00%       99,750   T rent based on 2325 s.f.eff. 1/1/97 - 12/31/99 ,
002/RET/2232                      1/01/00       1,662,500    5.00%

------------------------------------------------------------------------------------------------------------------------------------
Lenscrafters                      1/01/97       1,806,000    4.00%
002/RET/2235
------------------------------------------------------------------------------------------------------------------------------------
Knife Shop, The                    4/01/95        538,714     7.00%               Improvement Based Adj/Majors
002/RET/2238                       1/01/98        634,486     7.00%               Improvement Based Adj./Retail
                                   1/01/02        682,371     7.00%
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 19

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      ARROWHEAD Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Chain Reaction                       565    1/01/97   12/31/99   BRT   33,900.00    60.00       60    8/15/94     10/03/94
002/RET/2240                         565    1/01/00   12/31/01   BRT   36,725.00    65.00                         12/31/01
----------------------------------------------------------------------------------------------------------------------------
Car-Lene Research                  1,005   10/01/95   12/31/03   BRT   35,175.00    35.00    35.00    9/29/93     10/13/93
002/RET/2246                       1,005    1/01/00   12/31/03   BRT   40,200.00    40.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Altered States                       447    1/07/97   12/31/98   BRT   11,175.00    25.00    30.00    8/06/96      1/07/97
002/RET/2247                         447    1/01/99   12/31/02   BRT   13,410.00    30.00                         12/31/04
                                            1/01/03   12/31/04   BRT   15,645.00    35.00
----------------------------------------------------------------------------------------------------------------------------
Samuel's Jewelers                  1,400    6/01/96   12/31/99   BRT   70,000.00    50.00    35.00    1/26/96      6/01/96
002/RET/2250                       1,400    1/01/00   12/31/03   BRT   77,000.00    55.00                         12/31/06
                                            1/01/04   12/31/06   BRT   84,000.00    60.00
----------------------------------------------------------------------------------------------------------------------------
General Nutrition Center           1,200    1/01/97   12/31/00   BRT   46,800.00    39.00    35.00    8/17/93     10/13/93
002/RET/2253                       1,200    1/01/01   12/31/03   BRT   51,600.00    43.00                         12/31/03
----------------------------------------------------------------------------------------------------------------------------
Game Keeper, The                   1,000    1/01/97   12/31/99   BRT   35,000.00    35.00    35.00    7/14/94      9/01/94
002/RET/2256                       1,000    1/01/00   12/31/01   BRT   40,000.00    40.00                         12/31/03
                                            1/01/02   12/31/03   BRT   45,000.00    45.00
----------------------------------------------------------------------------------------------------------------------------
Famous Footwear                    4,210   10/01/95    1/31/05   BRT   92,619.96    22.00    15.00   12/19/94      4/29/95
002/RET/2259                       4,210                                                                           1/31/05

                                OPTION: OP1            START:   1/01/05         END:  1/31/10           OPTION AMOUNT:       101,040

                                        To exercise Option, Tenant must not be in default beyond any cure period and Tenant must have paid Percentage Rent for the preceding Lease Year.
                                        1/1/05 through 1/31/10; MAR = $101,040.00 BP = $1,443,428.57
----------------------------------------------------------------------------------------------------------------------------
Spencer Gifts                      1,499    1/01/97   12/31/00   BRT   46,469.00    31.00    28.00    8/05/93      10/13/93
002/RET/2262                       1,499    1/01/01   12/31/03   BRT   53,964.00    36.00                          12/13/03
----------------------------------------------------------------------------------------------------------------------------
A Perfect Smile                    2,111    1/01/96   12/31/99   BRT   50,664.00    24.00    22.00    1/14/94       2/01/94
002/RET/2268                       2,111    1/01/00   12/31/01   BRT   54,886.00    26.00                          12/31/01


----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
Chain Reaction                     1/01/97        423,750     6.00%      16,950   Recapture from Percentage Ren
002/RET/2210                       1/01/00        459,063     6.00%
------------------------------------------------------------------------------------------------------------------------------------
Car-Lene Research                                                                 Improvement Based Adj/Majors
002/RET/2246                                                                      Improvement Based Adj./Retail
------------------------------------------------------------------------------------------------------------------------------------
Altered States                     1/07/97        139,688     8.00%               Exclusive Use
002/RET/2247                       1/01/99        167,625     8.00%
                                   1/01/03        195,563     8.00%
------------------------------------------------------------------------------------------------------------------------------------
Samuel's Jewelers                  6/25/96      1,166,667     6.00%               Improvement Based Adj/Majors
002/RET/2250                       1/01/00      1,283,333     6.00%               Renewal OFS - see OFS category for terms
                                   1/01/04      1,400,000     6.00%
------------------------------------------------------------------------------------------------------------------------------------
General Nutrition Center           1/01/97        688,571     7.00%
002/RET/2253                       1/01/01        737,143     7.00%
------------------------------------------------------------------------------------------------------------------------------------
Game Keeper, The                   1/01/97        500,000     7.00%      60,000   Tenant Allowance/Payback
002/RET/2256                       1/01/00        571,429     7.00%
                                   1/01/02        642,587     7.00%
------------------------------------------------------------------------------------------------------------------------------------
Famous Footwear                    4/29/95      1,323,143     4.00%     105,250   Volume Out/Tenant
002/RET/2259                                                                      Gr.Ann. rent increment of R/E tx incr NTE 5%
------------------------------------------------------------------------------------------------------------------------------------
Spencer Gifts                      1/01/97        774,486     6.00%
002/RET/2262                       1/01/01        899,400     6.00%
------------------------------------------------------------------------------------------------------------------------------------
A Perfect Smile                    1/01/96      1,013,280     5.00%      42,220   Exclusive Use
002/RET/2268                       1/01/00      1,097,720     5.00%               Improvement Based Adj/Majors
                                                                                  Improvement Based Adj./Retail
                                                                                  Amd OFS incr size to 3,255 sf
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 20

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED

PROJECT:    ARRHTC      ARROWHEAD Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
A Perfect Smile         **         3,255    9/15/97   12/21/99   BRT   67,824.00    20.84    22.00    1/14/96       2/01/94
002/RET/2268                       2,111    1/01/00   12/31/01   BRT   74,334.00    22.84                          12/31/01
------------------------------------------------------------------------------------------------------------------------------
                                 348,054                            8,600,405.84
------------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------   --------   ------------   ------   ----------   ---------------------------------------------------
A Perfect Smile         **
002/RET/2268
------------------------------------------------------------------------------------------------------------------------------------
                                                                    8,267,623
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 21

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                            SINGED, PRE-COMMENCEMENT

PROJECT:    ARRHTC      ARROWHEAD Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
San Francisco Chocolate Fac ***    1,220   10/01/97   12/31/99   BRT   46,360.00    38.00    40.00    7/22/97      10/01/97
002/RET/2106                       1,220    1/01/00   12/31/02   BRT   48,800.00    40.00                          12/31/02
----------------------------------------------------------------------------------------------------------------------------
Model Homes Center                   850    9/15/97    9/30/00   BRT   27,025.00    35.33    24.00    7/15/97       9/15/97
002/RET/2265                       1,865   10/01/00   12/31/03   BRT   36,125.00    47.22                          12/31/03
----------------------------------------------------------------------------------------------------------------------------
                                     850                               27,025.00
----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                 ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                 DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------    --------   ------------   ------   ----------   --------------------------------------------------
San Francisco Chocolate Fac ***   10/01/97       662,286     7.00%       5,000
002/RET/2106                       1/01/00       697,143     7.00%
------------------------------------------------------------------------------------------------------------------------------------
Model Homes Center                                                      30,000
002/RET/2265
------------------------------------------------------------------------------------------------------------------------------------
                                                                        30,000
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 22

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                               SIGNED, NOT OPENED

PROJECT:    ARRHTC      ARROWHEAD Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Body Language                      1,163                                                     32.00   12/10/93      11/19/93
001/RET/1109                       1,163                                                                            5/04/97
----------------------------------------------------------------------------------------------------------------------------
Original Cookie                      884    1/01/97    7/31/97   BRT   55,500.00    62.78    60.00    5/28/93      10/13/93
002/RET/2022                         884                                                                            6/16/97
----------------------------------------------------------------------------------------------------------------------------
                                   2,047                         BRT   55,500.00
----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
Body Language                                                            10,000
001/RET/1109
------------------------------------------------------------------------------------------------------------------------------------
Original Cookie
002/RET/2022
------------------------------------------------------------------------------------------------------------------------------------
                                                                         10,000
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 23

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                OUT FOR SIGNATURE

PROJECT:    ARRHTC      ARROWHEAD Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   -- MINIMUM RENT -----   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL     CHG   ANNUAL AMT      SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------     ---   ----------      ------   -----   -----------    -------
Select Wireless                      120     BRT    33,600.00      280.00           12/31/02        5
002/RET/K-003                        120


-----------------------------------------------------------------------------------------------------------
Finish Line                        6,727     BRT    80,724.00       12.00   17.00   12/31/08       10
001/RET/1220                       6,727

-----------------------------------------------------------------------------------------------------------
Calla Bay                          1,330     BRT    47,880.00       36.00   36.00   12/31/07       10
002/RET/2103                       1,330

-----------------------------------------------------------------------------------------------------------
Ashley Avery Collectibles            996     BRT    39,840.00       40.00   40.00   12/31/07       10
002/RET/2229                         996
-----------------------------------------------------------------------------------------------------------
Samuel's Jewelers                  1,400     BRT    47,600.00       34.00   50.00   12/31/06       10
002/RET/2250                       1,400

-----------------------------------------------------------------------------------------------------------
                                  10,573     BRT   249,644.00
-----------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  CAT        BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
Select Wireless                      RET          280,000   10.00%                OPTION Y/M:   M
002/RET/K-003                                                                     Gross Rental; Kiosk Lease;
                                                                                  Long First
                                                                                  Lease Year; 1/1/00 $310/SF
------------------------------------------------------------------------------------------------------------------------------------
Finish Line                          RET        1,345,400    6.00%      175,000   OPTION Y/M:   M
001/RET/1220                                                                      Long First Lease Year; 1/1/2004 $15/SF;
                                                                                  Tenant to pay 5% over a 6% PRSL
------------------------------------------------------------------------------------------------------------------------------------
Calla Bay                            RET          798,000    6.00%       25,000   OPTION Y/M:   M
002/RET/2103                                                                      Short First Lease Year; 1/1/2001 $38/SF;
                                                                                  1/1/2005 $40/SF
------------------------------------------------------------------------------------------------------------------------------------
Ashley Avery Collectibles            RET          664,000    6.00%                OPTION Y/M:   M
002/RET/2229                                                                      Long First Lease Year; 1/1/2003 $45/SF
------------------------------------------------------------------------------------------------------------------------------------
Samuel's Jewelers                    RET           685,714   7.00%                OPTION Y/M:   M
002/RET/2250                                                                      Short First Lease Year;
                                                                                  1/1/98 $39/SF; 1/1/99 $43/SF; 1/1/2000 $50/SF;
                                                                                  1/1/2004 $55/SF
------------------------------------------------------------------------------------------------------------------------------------
                                                                        200,000
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 24

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                   NEGOTIATING

PROJECT:    ARRHTC      Arrowhead Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ---- MINIMUM RENT ----   RENT/    MKT     EXPIRATION/     LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL      CHG   ANNUAL AMT      SQ.FT.   RATE       DATE          TERM
------------------------------   -------      ---   ----------      ------   -----   -----------    -------
Toni & Guy                         1,490      BRT
001/RET/1010                       1,490
------------------------------------------------------------------------------------------------------------
Garlic Shop, The                   1,482      BRT
001/RET/1013                       1,482
------------------------------------------------------------------------------------------------------------
Rage                               2,296      BRT
001/RET/1016                       2,296
------------------------------------------------------------------------------------------------------------
Lisa Frank                         1,163      BRT
001/RET/1109                       1,163
------------------------------------------------------------------------------------------------------------
Kiddie Kandids                     2,500      BRT
001/RET/1115                       2,500
------------------------------------------------------------------------------------------------------------
Florist                              553      BRT
001/RET/1142                         553
------------------------------------------------------------------------------------------------------------
Lemstone Bookstore                 2,000      BRT
002/RET/2118                       2,000
------------------------------------------------------------------------------------------------------------
Samaritan Health                   6,855      BRT
002/RET/2127                       6,855
------------------------------------------------------------------------------------------------------------
Sleep City                         2,092      BRT
002/RET/2148                       2,092
------------------------------------------------------------------------------------------------------------
Wet Seal                           3,237      BRT
002/RET/2172                       3,237
------------------------------------------------------------------------------------------------------------
                                  23,668
------------------------------------------------------------------------------------------------------------



OPERATING AS NAME                ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                CAT       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------   --------   ------------   ------   ----------   ---------------------------------------------------
Toni & Guy                        RET
001/RET/1010
------------------------------------------------------------------------------------------------------------------------------------
Garlic Shop, The                  RET
001/RET/1013
------------------------------------------------------------------------------------------------------------------------------------
Rage                              RET
001/RET/1016
------------------------------------------------------------------------------------------------------------------------------------
Lisa Frank                        RET
001/RET/1109
------------------------------------------------------------------------------------------------------------------------------------
Kiddie Kandids                    RET
001/RET/1115
------------------------------------------------------------------------------------------------------------------------------------
Florist                           RET
001/RET/1142
------------------------------------------------------------------------------------------------------------------------------------
Lemstone Bookstore                RET
002/RET/2118
------------------------------------------------------------------------------------------------------------------------------------
Samaritan Health                  RET
002/RET/2127
------------------------------------------------------------------------------------------------------------------------------------
Sleep City                        RET
002/RET/2148
------------------------------------------------------------------------------------------------------------------------------------
Wet Seal                          RET
002/RET/2172
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 25

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                   UNCOMMITTED

PROJECT:    ARRHTC      Arrowhead Towne Center  GLA:   392,834

FORMER TENANT NAME               LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------

No Former Tenant                   1,490                                44,700.00   30.00    30.00
001/RET/1010                       1,490
----------------------------------------------------------------------------------------------------------------------------
No Former Tenant                   1,482                                44,460.00   30.00    30.00
001/RET/1013                       1,482
----------------------------------------------------------------------------------------------------------------------------
Hickory Farms                      2,296                                57,400.00   25.00    25.00
001/RET/1016                       2,296
----------------------------------------------------------------------------------------------------------------------------
No Former Tenant                   2,167                                56,342.00   26.00    26.00
001/RET/1019                       2,167
----------------------------------------------------------------------------------------------------------------------------
Dolphin Quest                      2,455 UNLEASED PORTION               58,920.00   24.00    24.00
001/RET/1022                       3,055 OF COMMITTED SPACE
----------------------------------------------------------------------------------------------------------------------------
No Former Tenant                     921                                27,630.00   30.00    30.00
001/RET/1031                         921
----------------------------------------------------------------------------------------------------------------------------
Jamsey                             2,529 UNLEASED PORTION               55,638.00   22.00    22.00
001/RET/1115                       3,129 OF COMMITTED SPACE
----------------------------------------------------------------------------------------------------------------------------
Cartoon Corner                     2,200 UNLEASED PORTION               44,000.00   20.00    20.00
001/RET/1118                       2,720 OF COMMITTED SPACE
----------------------------------------------------------------------------------------------------------------------------
Sports Cards Express               2,091 UNLEASED PORTION               41,820.00   20.00    20.00
001/RET/1121                       2,591 OF COMMITTED SPACE
----------------------------------------------------------------------------------------------------------------------------
No Former Tenant                     813                                32,520.00   40.00    40.00
001/RET/1139                         813
----------------------------------------------------------------------------------------------------------------------------
No Former Tenant                     553                                27,120.00   40.00    40.00
001/RET/1142                         553
----------------------------------------------------------------------------------------------------------------------------
Arizona Gazebos & Spas             2,500 UNLEASED PORTION               45,000.00   18.00    18.00
001/RET/1253                       4,000 OF COMMITTED SPACE
----------------------------------------------------------------------------------------------------------------------------


FORMER TENANT NAME                 ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------

No Former Tenant
001/RET/1010
------------------------------------------------------------------------------------------------------------------------------------
No Former Tenant
001/RET/1013
------------------------------------------------------------------------------------------------------------------------------------
Hickory Farms
001/RET/1016
------------------------------------------------------------------------------------------------------------------------------------
No Former Tenant
001/RET/1019
------------------------------------------------------------------------------------------------------------------------------------
Dolphin Quest
001/RET/1022
------------------------------------------------------------------------------------------------------------------------------------
No Former Tenant
001/RET/1031
------------------------------------------------------------------------------------------------------------------------------------
Jamsey
001/RET/1115
------------------------------------------------------------------------------------------------------------------------------------
Cartoon Corner
001/RET/1118
------------------------------------------------------------------------------------------------------------------------------------
Sports Cards Express
001/RET/1121
------------------------------------------------------------------------------------------------------------------------------------
No Former Tenant
001/RET/1139
------------------------------------------------------------------------------------------------------------------------------------
No Former Tenant
001/RET/1142
------------------------------------------------------------------------------------------------------------------------------------
Arizona Gazebos & Spas
001/RET/1253
------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 26

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                   UNCOMMITTED

PROJECT:    ARRHTC      Arrowhead Towne Center  GLA:   392,834

FORMER TENANT NAME               LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Four Corners Home Accessories      1,944 UNLEASED PORTION
002/RET/2118                       2,694 OF COMMITTED SPACE
----------------------------------------------------------------------------------------------------------------------------
Caravan Art Gallery                1,065 UNLEASED PORTION               21,300.00   20.00    20.00
002/RET/2121                       2,565 OF COMMITTED SPACE
----------------------------------------------------------------------------------------------------------------------------
No Former Tenant                   6,855                               109,680.00   16.00    16.00
002/RET/2127                       6,855
----------------------------------------------------------------------------------------------------------------------------
No Former Tenant                     500                                22,500.00   45.00    45.00
002/RET/2132                         500
----------------------------------------------------------------------------------------------------------------------------
No Former Tenant                     519                                20,760.00   40.00    40.00
002/RET/2136                         519
----------------------------------------------------------------------------------------------------------------------------
No Former Tenant                   1,043                                26,075.00   25.00    25.00
002/RET/2142                       1,043
----------------------------------------------------------------------------------------------------------------------------
No Former Tenant                   2,092                                52,300.00   25.00    25.00
002/RET/2148                       2,092
----------------------------------------------------------------------------------------------------------------------------
No Former Tenant                     616                                19,712.00   32.00    32.00
002/RET/2160                         616
----------------------------------------------------------------------------------------------------------------------------
Golf Fore All                      3,237 UNLEASED PORTION               64,740.00   20.00    20.00
002/RET/2172                       3,237 OF COMMITTED SPACE
----------------------------------------------------------------------------------------------------------------------------
Model Homes Center                 1,015 UNLEASED PORTION               24,360.00   24.00    24.00
002/RET/2265                       1,865 OF COMMITTED SPACE
----------------------------------------------------------------------------------------------------------------------------
                                  40,383                               891,977.00
----------------------------------------------------------------------------------------------------------------------------


FORMER TENANT NAME                 ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
Four Corners Home Accessories
002/RET/2118
------------------------------------------------------------------------------------------------------------------------------------
Caravan Art Gallery
002/RET/2121
------------------------------------------------------------------------------------------------------------------------------------
No Former Tenant
002/RET/2127
------------------------------------------------------------------------------------------------------------------------------------
No Former Tenant
002/RET/2132
------------------------------------------------------------------------------------------------------------------------------------
No Former Tenant
002/RET/2136
------------------------------------------------------------------------------------------------------------------------------------
No Former Tenant
002/RET/2142
------------------------------------------------------------------------------------------------------------------------------------
No Former Tenant
002/RET/2148
------------------------------------------------------------------------------------------------------------------------------------
No Former Tenant
002/RET/2160
------------------------------------------------------------------------------------------------------------------------------------
Golf Fore All
002/RET/2172
------------------------------------------------------------------------------------------------------------------------------------
Model Homes Center
002/RET/2265
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 27

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                UNDEFINED STATUS

PROJECT:    ARRHTC      ARROWHEAD Towne Center  GLA:   392,834

FORMER TENANT NAME               LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     EXECUTION/      LEASE
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE     RENEWAL         TERM
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Arizona Gazebos & Spas             1,500     7/12/97  10/30/97   BRT  38,400.00   25.60    18.00      7/12/97      7/12/97
001/RET/1253                       4,000                                                                          10/30/97
----------------------------------------------------------------------------------------------------------------------------
                                   1,500                                38,400.00
----------------------------------------------------------------------------------------------------------------------------


FORMER TENANT NAME                 ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                  COMMENTS
------------------------------     --------   ------------   ------   ----------   ----------------------------------------------
Arizona Gazebos & Spas
001/RET/1253
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 28

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     SIGNED
                                **** STORAGE ****

PROJECT:    ARRHTC      Arrowhead Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     ----STORAGE DATES----
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE      START          END
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
Disney Store, The                  1,000   11/08/94   12/31/00   BRS     9,999.96   10.00    10.00   11/08/94     12/31/06
001/SGN/1190A                      1,000    1/01/01   12/31/06   BRS    12,000.00   12.00
----------------------------------------------------------------------------------------------------------------------------
Healthrider                          200                                                             10/17/96      9/30/97
001/SGN/1191A                        200
----------------------------------------------------------------------------------------------------------------------------
Kay-Bee Toy & Hobby                  400     1/01/96  12/31/03   BRS     6,000.00   15.00            11/01/95     12/31/03
001/SGN/1253A                        400
----------------------------------------------------------------------------------------------------------------------------
Healthrider                          200    10/17/96   9/30/97   BRS     3,000.00   15.00            10/17/96      9/30/97
001/SGN/1253C                        200
----------------------------------------------------------------------------------------------------------------------------
Sbarro The Italian Eatery            400    10/13/93  12/31/03   BRS     6,000.00   15.00    10.00   10/13/93     12/31/03
001/SGN/2085                         400
----------------------------------------------------------------------------------------------------------------------------
                                   2,200                                24,999.96
----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
Disney Store, The
001/SGN/1190A
------------------------------------------------------------------------------------------------------------------------------------
Healthrider
001/SGN/1191A
------------------------------------------------------------------------------------------------------------------------------------
Kay-Bee Toy & Hobby
001/SGN/1253A
------------------------------------------------------------------------------------------------------------------------------------
Healthrider
001/SGN/1253C
------------------------------------------------------------------------------------------------------------------------------------
Sbarro The Italian Eatery
001/SGN/2085
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

8/05/97     3:57:23                                                      Page 29

                                WESTCOR PARTNERS
                                 LEASING REPORT
                           FOR PERIOD ENDING: 7/31/97
                                     UNCOMMITTED
                               **** STORAGE ****

PROJECT:    ARRHTC      Arrowhead Towne Center  GLA:   392,834

OPERATING AS NAME                LEASED/   ------------ MINIMUM RENT ------------   RENT/    MKT     ----STORAGE DATES----
FLOOR/SPC TYPE/UNIT               ACTUAL    START       END      CHG   ANNUAL AMT   SQ.FT.   RATE      START          END
------------------------------   -------   --------   --------   ---   ----------   ------   -----   -----------    -------
No Former Tenant                   3,377                                33,770.00   10.00    10.00
001/SGN/STORAGE                    3,377
----------------------------------------------------------------------------------------------------------------------------
No Former Tenant                     583
001/SGN/1037A                        583
----------------------------------------------------------------------------------------------------------------------------
No Former Tenant                     687                                 6,870.00   10.00    10.00
001/SGN/1129                         687
----------------------------------------------------------------------------------------------------------------------------
No Former Tenant                   1,463
001/SGN/1177                       1,463
----------------------------------------------------------------------------------------------------------------------------
Desert Digs-Furniture & Doodad       443
001/SGN/1253B                        443
----------------------------------------------------------------------------------------------------------------------------
Geppeddo's                           200
001/SGN/1253D                        200
----------------------------------------------------------------------------------------------------------------------------
No Former Tenant                     365
002/SGN/2097A                        365
----------------------------------------------------------------------------------------------------------------------------
                                   7,118                                40,640.00
----------------------------------------------------------------------------------------------------------------------------


OPERATING AS NAME                  ------- PERCENTAGE RENT --------     TENANT
FLOOR/SPC TYPE/UNIT                  DATE       BREAKPOINT    RATE     ALLOWANCE                              COMMENTS
------------------------------     --------   ------------   ------   ----------   -------------------------------------------------
No Former Tenant
001/SGN/STORAGE
------------------------------------------------------------------------------------------------------------------------------------
No Former Tenant
001/SGN/1037A
------------------------------------------------------------------------------------------------------------------------------------
No Former Tenant
001/SGN/1129
------------------------------------------------------------------------------------------------------------------------------------
No Former Tenant
001/SGN/1177
------------------------------------------------------------------------------------------------------------------------------------
Desert Digs-Furniture & Doodad
001/SGN/1253B
------------------------------------------------------------------------------------------------------------------------------------
Geppeddo's
001/SGN/1253D
------------------------------------------------------------------------------------------------------------------------------------
No Former Tenant
002/SGN/2097A
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------

                           Professional Qualifications

                            JAMES C. KAFES, MAI, CRE

EXPERIENCE:                Landauer Associates, Inc., (since 1986)
                           Managing Director, Member of the Board fo Directors,
                           Member of the Management Committee, and General
                           Manager of the New York Valuation and Technical
                           Services Division. Valuation and real estate counseling on major urban properties and portfolios, including financial and feasibility analyses, appraisal reviews and independent fiduciary services.

                           Miller & Kafes Associates, Inc. (1972-1986)
                           Principal. Valuations, market studies, investment analyses and counseling services on major commercial developments nationwide and in the Caribbean.

                           James E. Gibbons Associates (1970-1972)
                           Assistant Director. Real estate valuations and counseling services.

                           National Bank of North America (1969-1970)
                           Chief Appraiser. Market valuations and analysis of investment opportunities.

                           General Services Administration (1962-1968)
                           Economic analyses, highest and best use studies, market valuations.

PROFESSIONAL
ACTIVITIES:                MAI:      Appraisal Institute
                           CRE:      American Society of Real Estate Counselors

                                     Has served on national committees of
                                     the Appraisal Institute and ASREC
                                     since 1971, including current service
                                     as a board member and past service as
                                     Editor-in-Chief and Chairman of the
                                     Editorial Board of the Appraisal
                                     Journal, published quarterly by the
                                     Appraisal Institute.
                           Member: Board of Directors, Cedar Income Fund Board of Directors, Realty Credit Corp. Roundtable of Advisors, Murray H. Goodman
                                         Center for Real Estate Studies,
                                         Lehigh University
                                     The Real Estate Board of New York, Inc.

CERTIFICATION:             Currently certified in the Appraisal Institute's
                           voluntary program of continuing education for its designated members.

EDUCATION:                 BS, MBA, Lehigh University

                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------

                           Professional Qualifications

                          JOHN I. WRZESINSKI, MAI, CRE

EXPERIENCE:                Landauer Associates, Inc., Chicago, Illinois (since
                           1982)
                           Senior Managing Director, Member of the Management
                           Committee and General Manager of the Chicago Regional
                           Office. Active in general real estate consulting since 1972 with an emphasis in the valuation and financial analysis of income properties. Specialized experience in the preparation of feasibility, market and land use studies and litigation support.
                           Assignments involved the evaluation and valuation of all types of real property throughout the United
                           States for Insurance Companies, Pension Funds, financial institutions, developers, and industrial corporations.

                           Lake Michigan Appraisal Co., Chicago, Illinois (1977-1982)
                           Assistant Vice President and Secretary, (Subsidiary of Arthur Rubloff & Co.). Co-manager of the appraisal group; performing various market, feasibility studies and valuations of all types throughout the United States.

                           Marshall & Stevens, Chicago, Illinois (1976-1977) Senior Appraiser. Appraisal and counseling assignments involving real property of all types in the Midwest principally but also in the Northeast and West.

PROFESSIONAL
DESIGNATIONS:              MAI:        Appraisal Institute
                           CRE:        American Society of Real Estate
                                       Counselors
                           Member:  -  Appraisal Journal Board-Appraisal
                                       Institute
                                    -  Chicago Real Estate Board
                                    -  Illinois Association of Realtors
                                    -  National Association of Realtors
                                    -  Illinois Association of Certified Real
                                       Estate Appraisers
                                    -  International Council of Shopping Centers
                                    -  Lambda Alpha, Ely Chapter

CERTIFICATION:             Currently certified in the voluntary program of
                           continuing education for designated members conducted by the Appraisal Institute.

                           Currently State certified as a General Real Estate Appraiser Licensed Real Estate Broker

EDUCATION:                 Bachelor of Science, School of Business
                           Southern Illinois University, Carbondale,
                           Illinois (1969)

                           Numerous professional practice and real estate related courses offered by the Appraisal Institute. Also, various seminars, workshops and continuing education courses sponsored by the Appraisal Institute and the Chicago Real Estate Board.

                                    LANDAUER
                             REAL ESTATE COUNSELORS
--------------------------------------------------------------------------------

                         Professional Qualifications

                                PAUL F. ENGEL

EXPEIRENCE:               Landauer Associates, Inc., Chicago, Illinois (since
                          1984)
                          Managing Director, Valuation and Technical Services
                          Division. Management, preparation and review of real estate valuation services in all types of real property including portfolio valuation, partial interests and mvestment consulting in the Midwest region and nationally.

                          Talman Home Federal Savings & Loan, Chicago, Illinois (1982-1984)
                          Assistant Vice President, Appraisal Specialist. Real estate appraisals, feasibility studies, market analyses and liquidation pricing for all types of properties, Chicago area and nationally.

                          Northwest Federal Savings and Loan, Chicago, Illinois (1968-1982)
                          Assistant Vice President, Chief Appraiser and Manager of Appraisal Services. Real estate appraisals, loan committee participation, appraisal policy formation and administration of Appraisal Department.

ASSOCIATION
MBERSHIPS:                Candidate Member - Appraisal Institute

PROFESSIONAL
ACTIVITIES:               Past  Secretary  -  Chicagoland Market Data Center
                          Past Committee Member - Appraisal Institute Market
                          Data Center (Chicagoland)

OTHER
ACTIVITIES:               Participated in various programs for the Appraisal
                          Institute; contributed to forming a monthly market data publication for Chicago-area appraisers.

CERTIFICATION:            Currently certified as State General Appraiser in:
                            Illinois (License No.153-000410)
                            Indiana (License No. CG 69201411)

EDUCATION:                Northeastern Illinois University
                          Central YMCA College of Real Estate
                          Appraisal Institute Courses 101, 201, R-2 Exam,
                          Narrative Report Writing, Standards of Professional
                          Practice.

                          Seminars: Tax Considerations in Real Estate,
                          Investment Feasibility Analysis, Special Use
                          Properties, Regression Analysis, and others.

                          Savings & Loan Institute; various courses related to real estate and Financial Industry.

                          PROFESSIONAL QUALIFICATIONS

                              G. JAY FENNER, MAI

EXPERIENCE:               G. Jay Fenner Company (Since 1994) Serving the real
                          estate research, appraisal and consulting needs of clients while specializing in urban and suburban investment-quality properties located across the
                          United States.

                          Commercial Property Counselors, Inc., Houston, Texas (1990-1993)
                          Partner. Responsible for the management and operation of the company, as well as the valuation and evaluation of commercial, multifamily and industrial properties throughout the United States.

                          Landauer Associates, Inc., Houston, Texas (1987-1990) Assistant Vice President, Valuation and Technical Services Division. Responsible for valuation and evaluation of real property, with emphasis on commercial, industrial and multifamily properties.

                          Robert B. Jones & Company, Houston, Texas (1984-1985; 1986-1987)
                          Associate Appraiser. Appraisal concentration in commercial properties throughout Texas and the Southwest, including office buildings, shopping centers, office/warehouse facilities, single-family subdivisions, multifamily projects, motels/hotels, industrial developments and recreational facilities.

PROFESSIONAL
ACTIVITIES:               Member:   Appraisal Institute - MAI Member Number 8564
                                    Appraisal Institute Admissions Committee
                                      Sub-Chairman
                                    Appraisal Institute Regional Panel Member -
                                      Ethics and Counseling Committee
                                    Appraisal Institute Regional Representative
                                      1997
                                    Association of Commercial Real Estate
                                      Professionals

                          License:  Real Estate Broker, State of Texas
                                    State of Texas Certified General Real Estate
                                      Appraiser
                                    Number - TX-1321773-G

                          Lecturer: Houston Chapter - Texas Society Certified
                                      Public Accounts (Since 1992)

EDUCATION:                Master of Business Administration, University of
                          Houston, 1985
                          Bachelor of Business Administration, University of
                          Texas at Austin, 1982

                          Various courses, workshops and seminars sponsored by the American Institute of Real Estate Appraisers and the Appraisal Institute as well as other professional real estate and financial organizations. Appraisal Institute Continuing Education complete.

This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

                             MARKETABILITY STUDY OF
                   NORTH SHORE TOWERS APARTMENTS INCORPORATED
                 269-10, 270-10 AND 271-10 GRAND CENTRAL PARKWAY
                          FLORAL PARK, NEW YORK, 11005



              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

Regional Appraisal Associates
                                                           o Valuation
300 East 42nd Street                                       o Consulting
New York, New York 10017                                   o Feasibility Studies
(212) 599-0004 Fax: (212) 697-5526                         o Estates



Ms. Cecilia Tarrant, Vice President                        July 14, 1997
Morgan Stanley & Co., Incorporated
1585 Broadway,
New York, New York 10036


Re:      North Shore Towers Apartment Incorporated
         269-10, 270-10 and 271-10 Grand Central Parkway
         Floral Park, New York, 11005

Dear Ms. Tarrant:

At your request, we have completed a marketability study of the above noted property. The marketability study identifies the subject's market segment and all of the factors related to the demand for the property subject to the various Assumptions and Limiting Conditions set forth in the accompanying report. The physical inspection and analysis that form the basis of this marketability study have been conducted by/or under the direct supervision of the undersigned. The accompanying report includes the pertinent data secured in our investigation, as well as the exhibits and the details of the processes used to arrive at our conclusions.

The subject property is on the northeast corner of the Grand Central Parkway Service Road (a.k.a. Marcus Avenue) and 267th Street, Floral Park, Queens County, New York. The site is identified on the New York City Tax Maps as
Section 37, Block 8449 Lot 42, Block 8450 Lot 60, Block 8489 Lot 1. In addition to this land, the cooperative also has leased 4.47+/- acres in the northeast section of the property. The leased land is identified on the Nassau County Tax maps as Section 8 Block J, Lot 415. The total land (owned and leased) is 110.86+/- acres. The site is improved with three (3), high rise, elevatored, doorman, cooperative, apartment buildings. In addition, the site is also improved with a country club (including an 18 hole golf course that wraps around the apartment buildings, swimming pools and tennis courts) an underground three-level garage, parking lots, guard houses, metal fences, macadam driveways and parking lots, landscaped grounds, concrete sidewalks and benches. All utilities are available to the site.

The subject improvements consist of three, high-rise, elevatored, doorman and concierge, apartment buildings. The buildings were constructed in 1971 as a three building, high-rise, apartment complex known as North Shore Towers. The total number of residential units is 1,844 (including 9 below grade units). In addition to the apartments, there is a commercial corridor that runs beneath all three buildings. The subject improvements are in overall good condition.

Page 2
Ms. Tarrant
July 14

This report conforms to the current Uniform Standards of Professional Appraisal Practice and the Financial Institutions, Reform, Recovery and Enforcement Act of 1989 (FIRREA).

In arriving at the conclusions of the marketability study, we have given consideration to all items influencing value. Included are the items of location, appeal, contract rents, comparable rentals, market trends, existing and projected competition and continued space demand.

As a result of the examination and study performed, it is our opinion that the market rental potential and gross sellout values of the subject property, as of June 30, 1997 the date of our inspection, is:

1. "As if" a conventional rental complex, the net income would be:

                                   $20,124,264

2. The Gross Sellout Value assuming cooperative ownership above any underlying mortgage or financing is:

                     THREE HUNDRED AND FIFTY MILLION DOLLARS
                                 ($350,000,000)



Respectfully submitted,


/s/ D. Robert Hedrick                      /s/ Joseph E. Petrocine
-----------------------------              -------------------------------------
D. Robert Hedrick, MAI, Associate          Joseph E. Petrocine, MAI, Director
New York Certification #46-11150           New York Certification #46-3743
                                           New Jersey Certified General #RG01814


              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                                          SUMMARY OF SALIENT FACTS & CONCLUSIONS
                    Property Address: 0-10, 270-10, 271-10 Grand Central Parkway
                                                     Floral Park, New York 11005

                Ownership:            North Shore Towers Apartments Incorporated
                  Sponsor:                               Three Towers Associates

       Tax Identification:              N.Y.C./  Section 37: Block: 8449: Lot 42       Block:8450   Lot: 60  Block: 8489  Lot: 45
                                    Nassau County/ Section 8: Block: J:  Lot 415
          Taxes (1997-98):               N.Y.C. & Nassau County Assessed Values:      $85,858,402   Total Taxes (Rd):     $9,550,000
             Tax Exemption                                                   N/A                    Combined R.E. Tax:    N/A
           &/or Abatements                                     Annual Exemption:        $111,689    Annual Abatement:     N.A.
                                                                 Exemption Year:            1986    Abatement Total:      N.A.
                                                                                                    Remaining Abatement
                                                       Remaining Exemption Term:             N.A.   Term:                 N.A.
                                                                Expiration Date:             N.A.   Expiration Date:      N.A.

         Zoning/Comm./Res:                                             Comm. FAR              N/A   R3-2/ Res.FAR         0.50

                Flood Map:                                          360497-0045B           Zone C   non-flooding

         Lot Size (Acres):                                                110.86
 Gross Building Area (SF):                                             2,400,000
   Net Building Area (SF):                                             1,743,792
          Number Of Rooms:                                                7426.5
             Improvements:                                                 Built:            1971   Coop Conversion:      1986
                                                                   No Of Stories:              33   Plus basement
                                                                     No Of Units:           1,844   (With Shares)
                                                                - Owner Occupied:           1,549   84%
                                                                       - Sublets:               6
                                                                 - Sponsor Units:             295   16%
                                                  Investor owned- Rent Regulated:               0   - Destabilized:       0
                                                                 On-Site Parking:           2,374


           Layout:                                                                         No. Of
           No. Of         Type                                                              Rooms                   Total
            Units         Of Unit                                                           /Unit                   Rooms
           -----          -------                                                           -----                   -----
                1         One bed 3 rms 684 s.f.-Acarde                                       3.0                      3.0
                1         Two bed 4 rms 712 s.f.-Acarde                                       4.0                      4.0
                1         Two bed 5 rms 1,216 s.f.-Arcade                                     5.0                      5.0
                6         Studio 2 rms.-300 s.f.-Arcade                                       2.0                     12.0
               22         Studio 2 rms.-450 s.f.                                              2.0                     44.0
              137         Studio 2.5 rms.-600 s.f.                                            2.5                    342.5
              403         One bed 3 rms 700 s.f.                                              3.0                  1,209.0
              706         One bed 4 rms 930 s.f.                                              4.0                  2,824.0
              444         Two bed 5 rms 1,200 s.f.                                            5.0                  2,220.0
               13         Two bed 7 rms 1,800 s.f.                                            7.0                     91.0
              104         Three bed 6 rms 1,350 s.f.                                          6.0                    624.0
                6         Three-bed 8 rms-2,000                                               8.0                     48.0
            -----
            1,844                                                                                                 7,426.50
-----------------------------------------------------------------------------------------------------------------------------------


                         Regional Appraisals Associates
         300 East 42nd Street, New York, New York 10017 o (212)599-0004

               Cooperative
               Maintenance                                        Total Monthly:       $2,474,025   Average/Mth/Unit:     $1,342

         Utilities Paid By:                           Heat/Air Conditioning/Gas:            Coop
             (Coop/Tenant)                                             Electric:          Tenant

     Highest and Best Use:                                           As Improved

                    Amount
    of Underling Mortgage:                                           $71,000,000

                Valuation:
                ----------
  Effective Date of Study:                                         June 30, 1997

Apartmental Rental Income:                                           $43,086,696
         Commercial Units:                                              $544,000
               Electricity                                              $118,000
              Country Club                                              $430,000
                    Garage                                            $2,140,000
                                                                      ----------
    Gross Potential Income                                           $46,318,696
        Rental Income Less
    Stabilized Adjustment:                                            $2,420,280
    Gross Potential Income                                           $43,898,416
        Less       Vacancy                                            $1,760,000
 Less  Operating Expenses:                                           $22,014,152
     Net Operating Income:                                           $20,124,264
     Market Capitalization
                     Rate:                                                 9.50%

       Avg. Monthly Market
                Rent/Unit:                                                $1,947
       Avg. Monthly Market
                Rent/Room:                                                  $483
  Avg. Market Rent/Net SF:                                                $24.71
     (Before Stabilization
                     Adj.)
        Avg. Gross Sellout
               Price/Unit:                                              $224,701
        Avg. Gross Sellout
               Price/Room:                                               $55,793
        Avg. Gross Sellout
             Price/Net SF:                                               $237.61

             Ground Lease:                                                   Yes          Amount:   $100/year        Date:  99 years
      Professional Leases:                                                   Yes          Amount:   $544,000      per year
 Original Appraised Value:                                                   N.A.         Amount:   N.A.             Date:  N.A.

     Net Operating Income:                                           $20,124,264

       Gross Sellout Value
            as Cooperative
         Above Mortgage or
                Financing:                                          $350,000,000
------------------------------------------------------------------------------------------------------------------------------------


                         Regional Appraisals Associates
         300 East 42nd Street, New York, New York 10017 o (212)599-0004

                                TABLE OF CONTENTS

Property Rights/Effective Date of the Marketability Study                      1

Purpose of Marketability Study                                                 1

Definitions                                                                    2

Limiting Conditions                                                            3

New York City Description                                                      6

Local Area Map                                                                13

Neighborhood Description                                                      14

Zoning Map                                                                    15

Zoning                                                                        16

Taxes/Flood                                                                   17

Building Location, Site and Improvement Pictures,                             18
Property Description

Highest and Best Use                                                          38

Marketability Problem                                                         40

Income Approach                                                               41

Cost Approach                                                                 60

Direct Sales Comparison Method                                                61

Reconciliation & Conclusions                                                  79

Certificate of Marketability Study                                            80

Qualifications of the Appraisers                                              81

Addenda


              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                    EFFECTIVE DATE OF THE MARKETABILITY STUDY

The effective date of this marketability study is June 30, 1997. This report is subject to the property's conformance to all municipal requirements and a Certificate of Occupancy conforming to the representations as presented herein.

                             HISTORY OF THE PROPERTY

The property is known as 269-10, 270-10 and 271-10 Grand Central Parkway (a.k.a. North Shore Towers), Floral Park, New York was built in 1971 as a rental apartment complex. In 1986 the property was acquired by North Shore Towers Apartments, Incorporated. It became a cooperative at that time. Currently, 84% of the subject units are owner occupied and 16% are sponsored owned units that are under New York City's rent stabilization guidelines. These regulations control occupancy, lease renewals, rent increases, etc.

                       PURPOSE OF THE MARKETABILITY STUDY

The purpose of this marketability study is to identify the subject's market segment and all of the factors affecting the demand for the subject property (Land and Improvements) as a rental property and as cooperative apartment complex consisting of 1,844 residential units, seven units for the staff and commercial units located at 269-10, 270-10 and 271-10 Grand Central Parkway (a.k.a. North Shore Towers), Floral Park, New York

                       FUNCTION OF THE MARKETABILITY STUDY

This marketability study will be utilized by Morgan Stanley & Co., Incorporated for decision making purposes, with respect to purchase of the existing underlying mortgage of this cooperative currently held by John Hancock Insurance Company.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                                   DEFINITIONS

For the purposes of this report, Gross Sellout Value may be defined as the aggregate of the sale prices of the individual cooperative units, as of the date of the marketability study. This estimation of gross sellout value does not consider advertising, selling, legal or real estate tax expenses, nor any other cost associated with the marketing and transference of the property. Nor does this value reflect entrepreneurial profit or any discounting for a sellout period (i.e. - time value of money). Therefore, the gross sellout value should not be confused with the market value of the property to a bulk purchaser.

                           MARKETABILITY STUDY DEFINED

For the purposes of this report, a marketability study can be generally defined as follows "marketability studies are microeconomic studies that focus on the marketability of a given property or class of properties. Usually the appraiser must identify one or more market segments in which the property would generate market demand and all the factors related to that demand".(1)

                              MARKET VALUE DEFINED

For the purposes of this marketability study, Market Value can be generally defined as "The most probable price in terms of money which a property should bring in competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeable and assuming the price is not affected by undue stimulus.

"Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.   buyer and seller are typically motivated.
2. both parties are well informed, well advised, and each acting in what they consider to be there own best interest.
3.   a reasonable time is allowed for exposure in the open market.
4.   payment is made in cash or its equivalent.
5. financing, if any, is on terms generally available in the community at the specified date and typical for the property type in its locale.
6. "the price represents a normal consideration for the property sold unaffected by special financing amounts and /or terms, services, fees, costs, or credits incurred in the transaction."(2)

----------
(1)  The Appraisal of Real Estate, 10th Edition, the Appraisal  Institute,  page
     606

(2) Byrl N. Boyce, Ph.D., SRPA, Real Estate Appraisal Terminology (Revised Edition; Massachusetts: Ballinger Publishing Company, 1984); pp.160-161.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                               LIMITING CONDITIONS

1. That no survey of the property has been made by the appraisers and no responsibility is assumed in connection with such matters. Representations in this marketability study are included only to assist the reader in visualizing the property.

2. That no responsibility is assumed for matters of a legal nature affecting title to the property nor is an opinion of the title rendered.

3. That information furnished by others is assumed to be true, correct and reliable. A reasonable effort has been made to verify such information; however, no responsibility for its accuracy is assumed by the appraisers.

4. That all mortgages, liens, encumbrances, leases, and servitude have been disregarded unless so specified within this marketability study. The property is appraised as though responsible ownership and competent management is in place.

5. It is assumed that there are no hidden or non apparent conditions of the property, subsoil, or structures which would render it more or less valuable. No responsibility is assumed for such conditions or for the engineering which may be required to discover them.

6. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless nonconformity has been stated, defined, and considered in this marketability study report.

7.   It  is  assumed  that  all  applicable   zoning  and  use  regulations  and
     restrictions have been complied with, unless a nonconformity has been stated, defined, and considered in this marketability study.

8. It is assumed that all required licenses, consent, or other legislative or administrative authority from any local, state, or national governmental or private entity or organization have been, or can be, obtained or renewed for any use on which the market estimates contained in this marketability study is based.

9. It is assumed that the utilization of the land and improvements are within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted within the marketability study.

10. It is assumed that the existing improvements conform to the Certificate of Occupancy as issued by the appropriate municipal agency.

11. It is assumed that the subject property rental information as furnished to the appraisers is accurate.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

12. It is assumed that all of the necessary and required permits and licenses are, or will be, in full force and effect.

13. It is assumed that the forecast income and operating expense estimates are based, in part, upon projections based upon local conditions obtained through contractors, vendors, and those usually in contact with similar apartment project operations.

14. It is assumed that a final approved survey will be submitted, conforming to the sketches and estimates as represented in this marketability study.

15. It is assumed that the estimated land area as provided by public records and/or property owners is accurate and was utilized as the total land area throughout this marketability.

16. It is assumed that the Gross Building Area (inclusive of common areas) as ascertained from the owners of the property, City records, and the architectural floor plans are accurate and was utilized as the total Gross Building Area throughout this marketability study.

17. If the reader is making a fiduciary or individual investment decision and has any questions concerning the material contained in this marketability study, it is recommended that the reader contact the undersigned.

18. Projections, as utilized in this marketability study, are based on certain assumptions and estimates concerning future events and circumstances. Future valuation estimates may be affected by events that are beyond the control of the property. These may be local, national, or international in scope. It must be understood that actual results achieved during projection periods may vary from those indicated and the variations could be material.

19. That this marketability study is meant to be presented in its entirety. If this report is presented in any form other than its complete form, it becomes invalid.

20. That this marketability study represents a summary of the findings of the data gathering process and the appropriate analysis. All input data would be too voluminous to include in this report. The exclusion of same does not preclude the appraisers from referring to this data at a future date. If the occasion arises, the appraisers reserve the right to refer to any of the source material used in the preparation of this marketability study to further clarify any item contained in this report.

21. That, to the best of my knowledge and belief, the statements of fact contained in this marketability study upon which the analysis, opinions, and conclusions are based, are true and correct; subject to the statement of Assumptions and Limiting Conditions herein set forth.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

22. That this marketability study sets forth all Limiting Conditions (imposed by the terms of our assignment or by the undersigned) affecting the analysis, opinions, and conclusions expressed herein.

23. Demographic and economic projections used herein may be based in whole or in part on information obtained from outside sources. The undersigned takes no responsibility for the accuracy of this information.

24. Unless agreements have been made previously, the appraiser(s) will not be required to give testimony or appear in court as a result of having made this marketability study with reference to the property in question. Additionally, this marketability study was not prepared for court submission purposes.

25. Possession of this marketability study, or a copy thereof, does not carry with it the right of publication. This marketability study may not be used for any other purpose or any person other than the party to whom it is addressed without the written consent of the appraiser(s) and, in any event, only with properly written qualifications and in its entirety.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                            NEW YORK CITY DESCRIPTION

Location

Manhattan, an island 22.7+/- square miles in size and approximately two miles across at its widest point, is situated at the confluence of the Hudson and East Rivers, and is the focus of business, cultural and residential activity in the Tri-state area. The Tri-state area (New York-New Jersey-Connecticut) encompasses 8,500+/- square miles and contains a population of over 18 million.

The City of New York, itself, consists of five counties, or boroughs, which include Bronx County, Kings County (Brooklyn), Queens County, Richmond County (Staten Island) and New York County (Manhattan). The Island of Manhattan is subdivided into various unofficial communities and areas.

Population

New York is the most populous city in the nation, with more than seven million residents, and one of the largest populations in the world. Population trends in the area had been stable through the period 1960 to 1970. During the 1970s and into this decade, overall population has declined by approximately 573,000. The principal cause of this shrinkage has been a decline in birth rate, the maturation of the population residing in the suburbs and a reversal of national migratory patterns, which resulted in a shift of population to the south and west.

The following table shows the population change in the ten most populous areas of the nation from 1970 to 1990.

--------------------------------------------------------------------------------
                               1970              1990            Annual % Change
   1990 Rank                Population         Population           1970-1990
   ---------                ----------         ----------           ---------
--------------------------------------------------------------------------------
  1 - New York               7,895,563         7,322,564             -0.36
  2 - Chicago                3,369,357         2,783,726             -0.87
  3 - Los Angeles            2,811,801         3,485,398              1.20
  4 - Philadelphia           1,949,996         1,585,577             -0.93
  5 - Houston                1,288,443         1,630,553              1.32
  6 - Detroit                1,514,063         1,027,974             -1.60
  7 - Dallas                   849,410         1,006,877              0.92
  8 - San Diego                697,471         1,110,549              2.96
  9 - Baltimore                905,787           736,041             -0.93
 10 - San Antonio              708,582           935,933              1.60
--------------------------------------------------------------------------------

         Source:  U.S. Department of Commerce, Bureau of the Census.

These adjustments in population and other factors have resulted in fundamental changes in the New York City job sector from a manufacturing center to a white collar financial and business

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004
center. Manufacturing and trade industry jobs have declined significantly over the past two decades.

The redistribution of jobs within the area have fostered a stability and perhaps even an expansion in housing formations in the city. Recent Bureau of Census studies indicate that total New York City population shows a slight .36% decrease for the 1990 Census, thus stabilizing the severely declining population trend that started in the 1970s.

Transportation

The majority of the labor force reside outside the Manhattan business districts and are in New York City's remaining four boroughs and the neighboring suburbs of Nassau, Suffolk and Westchester Counties, as well as the States of New Jersey and Connecticut. Many commute to the city via some form of mass transportation.

A network of surface and subsurface public transportation grids the city. The New York City Transit Authority and its affiliate, the Staten Island Rapid Transit Operating Authority, operate one of the largest municipal transit systems in the world. This system consists of more than 200 miles of subway routes and more than 500 miles of bus routes, many of which operate 24 hours a day. On a typical business day, more than five million passengers ride the trains and buses. In addition, the city operates ferries between Staten Island and lower Manhattan.

Additionally, the Port Authority Trans-Hudson System (PATH) operates a rapid rail system between New York and several cities in New Jersey. This system provides fast, inexpensive transportation for the many people who commute between New York and New Jersey. Local and express bus service is also available, providing surface transportation to most points within Manhattan and the outer boroughs. In an effort to improve the flow of automobile traffic in the midtown area, the city has instituted several innovative traffic laws which, combined with strict parking law enforcement, have eased midtown traffic congestion during all but peak hours. A system of peripheral roadways conducts commercial and commuter traffic around the central business areas.

The Port Authority Bus Terminal is located at Eighth Avenue between West 40th and West 42nd Streets, seven blocks north of Madison Square Garden and Pennsylvania Station. The 42nd Street-Times Square area is currently undergoing the Times Square Redevelopment project and the Jacob K. Javits Convention Center is located at Eleventh Avenue between 34th and 37th Streets.

New York City's International Significance

New York City is generally recognized as being a national and international commercial and cultural center of unparalleled importance and influence in world affairs. New York is considered to be the nation's financial and business capital due to the presence of Wall Street and the New York Stock Exchange. Manhattan's central business district contains the greatest concentration of business activities in the United States, with more than two million jobs

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004
generated by the various firms and businesses located here. Five of the nation's largest banks are head quartered in New York City.

In addition to financial  institutions,  many other  principal  industries  also
consider  New  York  to  be  their  capital,  including  advertising,   fashion,
publishing, communications, printing, jewelry and design.

To accommodate the many business  travelers,  as well as tourists and residents,
the  city  has  a  wide  variety  of  hospitality,   cultural  and  recreational
facilities.

In addition to business travelers, New York City's cultural attractions, entertainment, restaurants and retail shopping have helped to make it the number one transit destination in the country. It is the home of the United Nations, the Statue of Liberty and the World Trade Center. The theaters in the Broadway district attract international attention. Lincoln Center, home of the Metropolitan Opera, the New York Philharmonic, the New York City Ballet and Opera and the Juilliard School of Music, is considered to be one of the most important centers for the performing arts in the world. The Metropolitan Museum of Art, the Museum of Modern Art, the American Museum of Natural History, the Cooper-Hewitt Museum, the Guggenheim and many of the city's other museums and galleries are internationally respected. New York City's universities, including Columbia, Fordham, New York University and the City University of New York, are attended by students from all parts of the world.

The theater district, along Broadway and Seventh Avenue in the mid-40s, is home to numerous legitimate theaters and cinemas featuring first-quality entertainment. In addition, there are numerous cabarets and supper clubs as well as a variety of restaurants featuring foods of many nations and regions at a wide range of prices. Other attractions include the Empire State Building at 34th Street and Fifth Avenue and Rockefeller Center at 51st Street.

New York is also one of the world's leading art centers. The most prominent area for the art devotee is concentrated between 57th and 86th Streets between Fifth and Park Avenues. Many galleries and auction houses known throughout the world are located throughout the Upper West Side of the city, as well as in SoHo and Greenwich Village.

Economic Base

One of the most favorable economic characteristics of the New York City economy is the diversity of its employment base. No single sector is responsible for more than 33% of the employment. This shields the economy from the impact of fluctuations in the prosperity of a specific sector.

The vitality and international stature of many of New York's businesses and industries have resulted in the need for vast amounts of commercial office space. However, as illustrated by the city's financial crisis of the mid-1970s, and now again in the 1990s, New York City is not immune to either economic fluctuations or the macroscopic trends that have affected many

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004
northern urban areas in the nation during the past two decades. In tandem with national trends, New York's economic base has been undergoing significant changes. New York's economy is far from stagnant, and its national and international importance ensures its status as a major urban center.

Employment growth in New York City is concentrated in Manhattan's midtown and downtown business centers. This corresponds with these areas' emphasis in those long-term employment growth sectors: finance, insurance and real estate (FIRE) and services. Conversely, the area between Canal Street and 34th Street (Valley area) is the home of most of the borough's manufacturing and apparel businesses.

Employment

Employment in New York City's manufacturing industries declined at an average annual rate of 2.8% between 1970 and 1990. This trend paralleled the national and regional trends during the same period, underscoring the decreasing importance of manufacturing industries to the economy. The decline in the nation's manufacturing employment is the result of three basic factors:
improvements in technology, which have raised output per worker in manufacturing; rising real incomes that have resulted in a shift to relatively less spending for goods and more for services; and increasing labor costs that are significantly higher than in other, less affluent nations. Since average output per worker has grown faster than demand for manufactured goods, the relative number of workers has declined. Additionally, the oil embargo of 1974-75 focused the nation's attention on the issue of energy costs. With transportation expenses rising sharply, many manufacturers declined to move production closer to their raw materials. This influence, in combination with lower labor costs, land costs and taxes in the Sunbelt regions, catalyzed the migration of manufacturers to locations in Florida, Texas, the Carolinas and California. High labor costs also induced some manufacturers to leave the country altogether during this period. Replacing some of the lost manufacturing jobs during the period of 1970 to 1990 is employment in service trades, including the FIRE groups.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                       New York City Employment By Sector

                                                   --------------------------------------
                                                   Thousands of Employees and % of Total*
                                                   --------------------------------------
-----------------------------------------------------------------------------------------
                                         1960      1970      1980       1990       1994
-----------------------------------------------------------------------------------------
Total Employment                       3,538.4   3,745.4   3,301.7    3,569.60   3,304.5

Manufacturing                            948.7     767.9     497.0      337.5      280.60
                                          26.8      20.5      15.0        9.5        8.5

Construction                             126.9     111.7      76.8      112.9       88.8
                                           3.6       3.0       2.3        3.2        2.7

Transportation and Utilities             318.1     323.3     257.0      225.1      201.5
                                           9.0       8.6       7.8        6.2        6.1

Wholesale and Retail Trade               744.8     735.3     612.8      605.6      541.1
                                          21.0      19.6      18.6       17.0       16.4

Finance, Insurance and Real Estate       384.4     458.2     448.1      516.9      480.2
                                          10.9      12.2      13.6       14.5       14.5

Services                                 607.3     785.8     893.7    1,163.9    1,146.6
                                          17.2      21.0      27.1       32.6       34.7

Government                               408.2     563.2     516.3      608.3      565.4
                                          11.5      15.1      15.6       17.0       17.1
-----------------------------------------------------------------------------------------

Source: NYC Department of Labor, Insured Employment, July, 1982 and 1987 Benchmark, 1990 and 1993 NY/NJ Port Authority.

* Numbers do not add due to rounding.

The prior statistics reveal that New York City employment has contracted consistently between 1970 and 1990, with most losses occurring during the 1970s. Most recently, in the five-year period between 1989 and 1994, significant losses occurred due to the economic recession across all sectors, the most severely affected being construction and manufacturing. Over the last year, the recession appears to have subsided and there is a general stabilization within the employment arena. Further evidence of stability within the economy can be found in the New York City unemployment rate, which decreased from 10.8% to 7.7% between January, 1994 and January, 1995, and has held steady throughout 1995; most recently 7.8% in November.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

Much of this employment was concentrated in the Wall Street area and its support services. The aftermath of the stock market crash of October, 1987 has been slow to manifest itself, but has resulted in a recession commencing in the last quarter of 1990. The direct effect of this downturn has been felt in FIRE sector employment in New York City. From 1987 to 1990, FIRE sector jobs declined by more than 30,000, or 6% of the total employed within the sector, and between 1990 and 1993 an additional 46,000 jobs were lost, indicating further erosion of 9%. Additionally, the merger of Chase Manhattan Bank and Chemical Bank will result in an estimated loss of 12,000 jobs. This trend has seemed to come to an end as 21,100 overall jobs were gained in 1994 and 8,600 overall jobs were gained in the first ten months of 1995. The job gains included 6,700 jobs within the FIRE sector over the two-year period.

The current mayoral administration has met with mixed success in terms of job retention. Despite the present downturn, aggressive efforts have succeeded in keeping several prominent national employers from moving out of the city. These included the National Broadcasting Company and the Chase Manhattan Bank Company, which were planning to relocate 5,000 employees from lower Manhattan to New Jersey. However, there were several prominent announcements to leave the city, which included the Army Corps of Engineers, J. P. Morgan & Company, May Department Stores, New York Life Insurance Co., Dun & Bradstreet, Witco Corp., Ronzoni Foods Corp. and Quantum Chemical Corp.(3)

Manhattan office market conditions improved modestly in the first quarter of 1996, with the primary (Class A) vacancy rate falling to 11.4% from 11.6% at the end of 1995 and from 12.6% a year ago. The vacancy rate for Classes A and B combined dropped by two tenths of a percentage point to 12.3% from the previous quarter and is down by more than a percentage point from March of last year. Leasing activity was slightly lower than the same period last year, with 3.3 million square feet of Class A space leased between January and March. Leasing in the Midtown South Market, in particular the secondary market (Class B), was strong, with leasing up 65% over the prior year. Asking rents in the primary Midtown South market were up to $26.20 in March from $19.83 in December, reflecting the availability of higher priced space and a moderately tightening office rental market. Asking rents for Midtown primary space were unchanged at $34.05 as of March 1996.

The Downtown market is still relatively soft. The vacancy rates for Classes A and B space edged up slightly to 20.4% in the first quarter of 1996 from 19.7% in the previous quarter, and is up by three percentage points from a year ago. Leasing activity in Downtown during the first quarter of 1996 was the strongest since the fourth quarter of 1994 with almost a million (910,000) square feet leased in the Class A Market. However, the addition of a number of large blocks of space (50,000 square feet and above) to the market contributed to a negative absorption. Asking rents for Class A rose slightly from $30.10 in December to $30.86 in March while rent in the Class B space remained steady.

----------
(3)  Source: Crain's New York Business, July 4, 1994.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

Conclusion

New York is a diverse city that is world-renowned as a business, cultural and entertainment center. In recent years, an economic recession as well as fundamental changes in the composition of its economic base have created a significant downturn in the local economy. It is now widely held that the worst of this recession has passed and in many market sectors, a recovery is well underway. Concurrently, New York has also lost much of its manufacturing base to other parts of the region and country, as well as internationally. However, over the same 20-year period, there have been significant gains in the service and FIRE sectors and the current labor force is more highly skilled than before.

Despite some recent losses, New York City will likely retain its position for the foreseeable future as the preeminent world-class city given its diversity and ability to adjust to change.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                                    AREA MAP

                                [GRAPHIC OMITTED]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                            NEIGHBORHOOD DESCRIPTION


The subject property is located on the northeast corner of the Grand Central Parkway Service Road (A.K.A. Marcus Avenue) and 267th Street, Floral Park, New York. Floral Park is in the northeast corner of Queens adjacent to Nassau County. The area has an irregular shape. The boundaries of this area are roughly Lakeville Road and Langdale Street to the east, the Grand Central Parkway to the north, the Cross Island Parkway to the west and Jamaica Avenue and Jericho Turnpike to the south. Surrounding communities include Glen Oaks and Bellerose to the west, Lake Success (Nassau County) and Little Neck to the north, North New Hyde Park (Nassau County) to the east and Floral Park (Nassau County) to the south.

Land use is improved with one- and two-family homes and cooperatives (both garden apartments and high rise) apartment buildings constructed between 1946 and the mid 1980's. Many of the buildings in this area have been converted to cooperative ownership. Floral Park residents are primarily middle to upper middle income class. Nearby is the Long Island Jewish Medical Center.

Union Turnpike is the main local shopping district with several shopping centers. Public transportation (bus lines) is readily available on Union Turnpike. This section of Queens has no subway service. The area is serviced by the Long Island Expressway and the Grand Central Parkway which are major east-west highways. Nearby is the Cross Island Parkway which is a major north-south highway. The subject's location is convenient with respect to access to Manhattan's major employment, entertainment, and shopping districts.

Rents in the area typically range between $300 and $550 per room, depending on date of construction, size, condition and amenities in the building. Vacancy rates in the area tend to be 3-4%. The sales in the area typically range from $20,000 to $80,000 per room, depending on size, condition, and amenities. Typical marketing time in the area is between 3 and 6 months for units offered at market levels. Local brokers report that real estate values in the subject area have stabilized over the last year and are starting to increase. This judgment is supported by brokers, appraisers, builders and other real estate professionals in the New York Metropolitan area.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                                   ZONING MAP

                                [GRAPHIC OMITTED]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                                     ZONING

The subject property is located in an R3-2 district. R3 districts are lowest density zones in which multiple dwellings are allowed. The R3-2 designation allows for a variety of housing types, including garden apartments, row houses and an occasional apartment house surrounded by extensive open space. Parking is required for each dwelling unit in R3-2 district.

Maximum FAR:                             .5
Minimum OSR:                             150.0
Minimum lot area per room                84 to  77 square feet
Required parking                         1 per dwelling unit

The subject site of 110.86+/- acres (4,829,062 square feet) is improved with three (3) high-rise apartment buildings with 1,844 residential units and a gross building area of 2,400,000+/- square feet. There is a an underground garage that can accommodate 2,374 cars. The FAR of the subject is .50 (2,400,000 square feet divided by 4,829,062 square feet equals .50) which is the legal maximum allowable FAR. The subject improvements represent a legal, conforming use of the land.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                                      TAXES

The subject is responsible for both New York City and Nassau County real estate taxes. The cooperative leases 4+/- acres of land situated in Nassau County and it is responsible for the Nassau County real estate taxes for this parcel. The real estate taxes are calculated as follows:

New York City
-------------
Section 37                                                           Actual     Transitional
                                                                     ------     ------------
Land (Block 8449, Lot 42, Block 8450, Lot 60, Block 8489, Lot 1)   $29,349,000   $29,494,200
Building (Block 8489, Lot 1)                                       $56,601,000   $56,385,800
                                                                   -----------   -----------
Total                                                              $85,950,000   $85,880,000
Less Senior Citizens' exemption                                       $111,689      $111,598
                                                                   -----------   -----------
Adjusted Assessment                                                $85,838,311   $85,768,402

New York City Adjusted Assessment                                  $85,768,402
Tax Rate per $100 of assessed value                                    $11.045
                                                                   -----------
New York City Real Estate Taxes                                     $9,473,120






Nassau County
Land  (Section 8, Block J, Lot 415)                                    $86,580
Building  (Section 8, Block J, Lot 415)                                 $3,740
                                                                   -----------
Total                                                                                $90,320
Total Rate per $100 of Assessed Value                                        x       $87.432
                                                                                 -----------
Total Nassau County/School/Village Taxes                                             $78,969

The total real estate taxes for New York City is $9,473,120 and the real estate taxes for Nassau County and the Village of Lake Success is $78,969. The total amount of real estate taxes is $9,552,089, rounded to, $9,550,000.

Exemptions and Abatements:

The subject has a senior citizen's tax exemption which the New York Assessor's Department reported will be in effect for the foreseeable future. We have taken this exemption into consideration in the calculation of the real estate taxes.

                                   FLOOD ZONE

In accordance with Flood Insurance Map # 360497 0045B, dated November 16, 1983, the subject property is not located in a flood hazard zone. It is in a flood zone C which is an area of minimum flooding.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

             Front View of 269-10 Grand Central Parkway (Subject):
                                     [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

              Front View of 270-10 Grand Central Parkway (Subject):
                                     [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

              Front View of 271-10 Grand Central Parkway (Subject):
                                     [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                     Grand Central Service Road Looking West
                                     [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                     Grand Central Service Road Looking East
                                     [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                                  Typical Roof
                                     [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                                     Grounds
                                     [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                                   Living Room
                                     [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                                Typical Bathroom
                                     [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                                     Bedroom
                                     [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                                     TAX MAP
                                    [GRAPHIC]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                           DESCRIPTION OF THE PROPERTY


The Site

The subject property is on the northeast corner of the Grand Central Parkway Service Road (a.k.a. Marcus Avenue) and 267th Street, Floral Park, Queens County, New York. The site is identified on the New York City Tax Maps as
Section 37, Block 8449 Lot 42, Block 8450 Lot 60, Block 8489 Lot 1. Part of the subject site is also situated in Nassau County. This portion of the site is identified on the Nassau County Tax Maps as Section 8 Block J, Lot 415. The site, irregular in shape, slopes up gradually from the Grand Central Parkway Service Road (a.k.a. Marcus Avenue) and then levels off. The site then gently slopes downwards towards to the rear property line. The site has a frontage of 2,717+/- along the service road of the Grand Central Parkway and a depth of 2,600+/- feet along the western property line. The total land area is 106.39+/- acres. In addition to this land, the cooperative also leased a parcel of land in the northeast section of the property. This land is owned by the Michelin Tire Company. It was leased to the cooperative for $100 per year for a term of 94 years The leased site is irregular in shape with a frontage of 2,851+/- along the Grand Central Parkway Service Road and a depth of 872+/- feet. The total land area of the leased parcel is 4.47+/- acres. The leased land is being utilized for the first hole of the golf club, part of the tennis court and the eastern entrance roadway. For further details, see the subject tax map on the previous page. The total land area (both owned and leased by the cooperative) is 110.86+/- acres. Across the street from the subject is the Grand Central
Parkway. The subject street is a quiet, two lane, east-west road that is primarily improved with residential developments along with some office buildings. Access to the sites is restricted to two (2) driveways. The driveways, situated on the Grand Central Service Road are located on the eastern and western ends of the site. The driveways are protected with 24 hour guard houses and security cameras which are monitored in the security office of the complex. The subject site conforms substantially to the surrounding sites in the neighborhood except that it is larger than the other sites. The site is improved with three (3), high rise, elevatored, doorman, cooperative, apartment buildings. The site is also improved with a country club (including an 18 hole golf course that wraps around the buildings, swimming pools and tennis courts) an underground, three-level garage that can accommodate 2,374 cars, surface parking lots that can accommodate 547 cars, guard houses, metal fences, macadam driveways, landscaped grounds, concrete sidewalks and benches. All utilities are available to the site.

Improvement:

The subject improvements consist of three, freestanding, high-rise, elevatored, doorman and concierge, apartment buildings. The buildings were constructed in 1971 as a three building, high-rise, apartment complex known as North Shore Towers. The total number of residential units is 1,844 (including 9 below grade units). The complex became a cooperative in 1986. Building One is 271-10 Grand Central Parkway (the Amherst), Building Two has the street address 270-10 Grand Central Parkway (the Beaumont) and Building Three has the street address 269-10 Grand Central Parkway (the Coleridge). The buildings form a semi-circle around landscaped grounds, parking lots and a circular driveway. The eastern and western access driveways

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004
converge into this circular driveway. Each building has 33 floors (including a penthouse level) and from 600 to 632 residential units. The subject residential units are composed of studio units, one bedroom units, two bedroom units and three bedroom units. The buildings, including the arcade, have a total gross building area of 2,400,000+/- square feet. The figure was provided to the appraisers by the management agent from their architectural plans. The net living area of the residential units is 1,743,792+/- square feet, above grade and 4,412+/- square feet below grade. There is an arcade level (one level below the lobby level) which runs beneath all three buildings. The arcade houses nine residential units, seven staff units (living quarters), numerous stores, a bank, a financial center, doctor's office, movie house, deli, grocery store, a restaurant, etc. In addition, the management office and country club are also located on this level. Access to the arcade level is via elevators in each building. In the rear of the buildings is a service drive which provides access to the oil tanks, employee parking areas, garage and the truck tunnel. The truck tunnel connects 269-10 Grand Central Parkway and 270-10 Grand Central Parkway. It is a large enclosed driveway which is used for deliveries, removal of garbage and moving the furniture of residents. 271-10 Grand Central Parkway (Building
One) has its own service entrance in the rear of this building. All of the building have a sub-basement. The sub-basement is utilized for the boiler room, employee's locker rooms, storage rooms, engineer's office, workshops, the main section of the movie theater and part of the health club. On this level in an adjacent structure is the generator plant which provides electricity for the complex. The site also has an underground, three level garage that can accommodate 2,374 cars. It is located below grade in front of the buildings. Pedestrian access to the garages is via glass enclosed kiosks which house stairways to the garage. The subject improvements are in overall good condition.

Each subject building will be described on the following pages.

271-10 Grand Central Parkway (Building 1-The Amherst)

The main entrance to this building is on the circular driveway. This is a 33-story story (including the penthouse level), elevatored, doorman, and concierge, apartment building having 600 residential apartments. Although the building has units designated as being on the 33rd floor these units are actually on the 32nd floor since there is no 13th floor. In addition, the building has a sub-basement and an arcade level (one level below grade).

Each level will be described as follows:

Sub-Basement

This level has the lower level of the health club which is described more thoroughly below. Included on this level are such facilities as an exercise room, an aerobics room, a men's locker room and a women's locker room, etc. In addition, there are storage rooms including a large storage room for golf carts.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

Arcade

The arcade is utilized for stores and the health club which is part of the country club. The health club has a reception area, lounge, dance floor/meeting room, an indoor pool and several outdoor pools, an exercise room and an aerobics room. In addition, there are several facilities which are designed to service men and women separately. The facilities include steam rooms, saunas, restrooms, massage rooms and card rooms.

Lobby level

The lobby level has a lobby, a doorman's station, a concierge station, an elevator bank with three elevators which service the arcade level through the 16th floor. A second set of three elevators service the sixteenth floors through the 33rd floor (penthouse level).

2nd level to the Penthouse level

Each floor has apartments, hallways, an elevator bank, and three stairwells.

270-10 Grand Central Parkway (Building 2-The Beaumont)

The main entrance to this building is on the circular driveway. This is a 33-story story (including the penthouse level), elevatored, doorman, and concierge, apartment building having 612 residential apartments. Although the building has units designated as being on the 33rd floor these units are actually on the 32nd floor since there is no 13th floor. In addition, the building has a sub-basement and an arcade level (one level below grade).

Each level will be described as follows:

Sub-Basement

This level has the boiler room which provides heat and hot water for the buildings. In addition, there are storage rooms. the main section of the movie theater is on this level. The theater's auditorium can accommodate 475 persons. The theater facility also contains a men's restroom, a women's restrooms, a ticket lobby, a projection room and a management office. Adjacent to this building's sub-basement is a generator room. Six diesel powered generators provide electricity for the complex. In addition, the heat produced by the generators helps to heat hot water.

Arcade

This lower level runs throughout the complex. It is finished and contains some residential units, units for the staff, stores, a bank, restaurant, the superintendent's office and the on-site management office.

Lobby level

The lobby level has a lobby, a doorman's station, a concierge station, an elevator bank with three elevators which service the arcade level through the 16th floor. A second set of three elevators service the sixteenth floors through the 33rd floor (penthouse level).

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

2nd level to the Penthouse level

Each floor has apartments, hallways, an elevator bank, and three stairwells.

269-10 Grand Central Parkway (Building 3-The Coleridge)

The main entrance to this building is on the circular driveway. This is a 33-story (including the penthouse level), elevatored, doorman, and concierge, apartment building having 632 residential apartments, above grade. Although the building has units designated as being on the 33rd floor these units are actually on the 32nd floor since there is no 13th floor. The building has a sub-basement and an arcade level (one level below grade).

Each level will be described as follows:

Sub-Basement

This level has the storage rooms, an employee's locker room, and a boiler room which provides heat and hot water for the buildings.

Arcade

This lower level runs throughout the complex. If is finished and contains nine residential units, units for the staff, professional units, stores, a bank, restaurant, the superintendent's office and the on-site management office.

Lobby level

The lobby level has a lobby, a doorman's station, a concierge station, an elevator bank with three elevators which service the arcade level through the 16th floor. A second set of three elevators service the sixteenth floors through the 33rd floor (penthouse level).

2nd level to the Penthouse level

Each floor has apartments, hallways, an elevator bank, and three stairwells.

A breakdown of the units for each building will be on the following pages of this report.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

             271-10 Grand Central Parkway (Building 1-the Amherst) - Summary
             ---------------------------------------------------------------
    # of                                 Area  per          Total
    Units     Type                            Type          Rooms        Beds       Baths
      5   Studio 2 rms.-450 s.f.                2,250          10           0           5
     40   Studio 2.5 rms.-600 s.f.             24,000         100          20          40
    125   One bed 3 rms 700 s.f.               87,500         375         125         125
    222   One bed 4 rms 930 s.f.              206,460         888         222         333
    171   Two bed 5 rms 1,200 s.f.            205,200         855         342       427.5
      4   Two bed 7 rms 1,800 s.f.              7,200          28           8          14
     31   Three bed 6 rms 1,350 s.f.           41,850         186          93       108.5
      2   Three-bed 8 rms-2,000 s.f.            4,000          16           6           9
    ---   ------------------------------      -------     -------     -------     -------
    600                                       578,460     2,458.0       816.0     1,062.0


                  70-10 Grand Central Parkway (Building 2-The Beaumont)
                  -----------------------------------------------------
    # of                                 Area  per          Total
    Units     Type                            Type          Rooms        Beds       Baths
     42   Studio 2.5 rms.-600 s.f.             25,200         105          21          42
    142   One bed 3 rms 700 s.f.               99,400         426         142         142
    253   One bed 4 rms 930 s.f.              235,290        1012         253       379.5
    131   Two bed 5 rms 1,200 s.f.            157,200         655         262       327.5
      5   Two bed 7 rms 1,800 s.f.              9,000          35          10        17.5
     37   Three bed 6 rms 1,350 s.f.           49,950         222         111       129.5
      2   Three-bed 8 rms-2,000                 4,000          16           6           9
    ---   -----------------------------       -------     -------       -----     -------
    612                                       580,040     2,471.0       805.0     1,047.0



--------------------------------------------------------------------------------

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                269-10 Grand Central Parkway (Building 3-The Coleridge)
                -------------------------------------------------------

    # of                                 Area  per          Total
    Units     Type                            Type          Rooms        Beds       Baths
      1   D/Two-bed-arcade                      1,216           5           2           1
      1   1&2/Two-bed-arcade                      712           4           2           1
      1   3&4/One bed -arcade                     684           3           1           1
      6   Studio 2 rms. -300 s.f.-arcade        1,800          12           0           6
     17   Studio 2 rms.-450 s.f.                7,650          34           0          17
     55   Studio 2.5 rms.-600 s.f.             33,000       137.5        27.5          55
    136   One bed 3 rms 700 s.f.               95,200         408         136         136
    231   One bed 4 rms 930 s.f.              214,830         924         231       346.5
    142   Two bed 5 rms 1,200 s.f.            170,400         710         284         355
      4   Two bed 7 rms 1,800 s.f.              7,200          28           8          14
     36   Three bed 6 rms 1,350 s.f.           48,600         216         108         126
      2   Three-bed 8 rms-2,000                 4,000          16           6           9
    ---   ------------------------------    ---------     -------     -------     -------
    632                                     580,880.0     2,473.5       800.5     1,058.5



                                      Summary of All Buildings
                                      ------------------------
    # of                                 Area  per          Total
    Units     Type                            Type          Rooms        Beds       Baths
      1   One bed 3 rms 684 s.f.-Acarde           684           3           1           1
      1   Two bed 4 rms 712 s.f.-Acarde           712           4           2           1
      1   Two bed 5 rms 1,216 s.f.-Arcade       1,216           5           2           1
      6   Studio 2 rms.-300 s.f.-Arcade         1,800          12           0           6
     22   Studio 2 rms.-450 s.f.                9,900          44           0          22
    137   Studio 2.5 rms.-600 s.f.             82,200       342.5        68.5         137
    403   One bed 3 rms 700 s.f.              282,100        1209         403         403
    706   One bed 4 rms 930 s.f.              656,580        2824         706        1059
    444   Two bed 5 rms 1,200 s.f.            532,800        2220         888        1110
     13   Two bed 7 rms 1,800 s.f.             23,400          91          26        45.5
    104   Three bed 6 rms 1,350 s.f.          140,400         624         312         364
      6   Three-bed 8 rms-2,000                12,000          48          18          27
  -----   -------------------------------   ---------   ---------   ---------   ---------
  1,844                                     1,743,792    7,426.50    2,426.50    3,176.50

The complex has 1,844 residential units including 9 below grade units. The breakdown of the above grade residential units is as follows; 22, two-room studio units, 137, 2.5 room alcove studio units, 403, three-room, one bedroom units, 706, four-room, one bedroom units, 444, five- room, two bedroom units, 13, seven-room, two bedroom units, 104, six-room, three bedroom units, and 6, eight-room, three bedroom

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004
units. Most of the units above the fifth floor have balconies.

The below grade (arcade level) residential units are composed of six (6), 2 room studio units, one three room one bedroom unit, and two (2) four room, two bedroom units.

Above Grade Residential Units

Each 2 room, studio unit has a living room/bedroom, kitchen, and a bathroom. The net living area is 450+/- square feet. Each 2.5 studio alcove unit has a living room, kitchen, an alcove bedroom area and a bathroom. The net living area is 600+/- square feet. Each three room, one bedroom unit has a living room, bedroom, kitchen and a bathroom. The net living area is 700+/- square feet. Each four-room, one bedroom unit has a living room, dining room, bedroom, kitchen and
1.5 bathrooms. The net living area is 930+/- square feet. The layout for each five-room, two bedroom unit includes a living room, two bedrooms, a kitchen, dining room and 2.5 bathrooms. The net living area is 1,200+/- square feet. Each seven-room, two bedroom unit has a living room, dining room, two bedrooms, kitchen, den, maid's room and 3.5 bathrooms. The net living area is 1,800+/- square feet. The layout for each six-room, three bedroom unit includes a living room, three bedrooms, a kitchen, a dining room and 3.5 bathrooms. Each eight-room, three-bedroom unit has a kitchen, dining room, living room, den, maid's room, three bedrooms and 4.5 bathrooms. The net living area is 2,000 square feet.

The total number of rooms is 7,426.5, the total number of bedrooms is 2,426.5 and the total number of bathrooms is 3,176.5. The net living area is 1,743,792+/- square feet. The subject currently employs 150 employees including a general superintendent, three assistant superintendents, one chief engineer and ten assistant engineers (generator plant), doormen, concierges, porters, electricians, and fifty employees for the country club. The security departments is provided by an outside company. The occupants are primarily middle to upper middle income with generally one to four people per apartment. The complex is in overall good condition.

Architectural Style:

Three (3) high-rise, elevatored, doorman and concierge apartment buildings, non-fireproof construction.

Structural Characteristics

Foundation and Framing:

The construction consists of reinforced concrete and steel girders.

Interior Walls:

Interior and fire walls are assumed to be masonry generally finished with sheetrock.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

Interior Floors:

Concrete in the unfinished sections of the sub-basement. The arcade is carpeted while the lobby floor is marble. The hallways have wall to wall carpeting. The apartments have various floor coverings including wood floors, wood floors with area rugs and wall to wall covering.

Exterior Walls:

The exterior walls are metal panels. The walls appear to be in good condition. The appraisers noted no cracks in the subject walls. All windows are slider type glass windows within a metal frame. They appear to be in good condition.

Entrances

Access to the complex is through two driveways which have gate houses and 24 hour security service. The eastern driveway is for residents and visitors. The western driveway is for deliveries and service personnel. Access to each building is on the circular driveway. The entrances consists of glass doors with a metal frame and revolving doors. In addition, there are glass enclosed kiosks near the entrances to the buildings. These kiosks have stairways that lead to the below grade garage.

Stairways

Each building has three (3) stairways that extends from the sub-basement to the roof. The stairs are metal.

Elevators

Each building has three passenger elevators, except for 270-10 Grand Central Parkway which has four passenger elevators. There are a set of three elevators in the lobby that service the sub-arcade to the sixteenth floor. Another set of three elevators service the sixteenth floor to the 33rd floor (penthouse level). The additional elevator in 270-10 Grand Central Parkway services the lobby level to the arcade level. This elevator also services the sub-basement with the use of a special security key. The capacity of each elevator is approximately 2,500 pounds.

Roof:

Each structural roof deck is covered with gravel over built up composite material. The masonry parapet walls have metal copings and metal flashing. Each roof has bulkheads for the stairways and elevators. In addition, each roof has a water tower. Drainage is through leaders.

Interior and Mechanical Characteristics

Finishes-Hallways:

The ceilings and walls of the hallways are painted sheetrock. The floor is carpeted. Entrance doors to the apartments are metal.

Finishes-Apartments:

The subject building is a cooperative and as a result there are no "typical" units, as each reflects individual owner's tastes. Apartment walls are painted sheetrock. Generally flooring is hardwood

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004
throughout, although some units have area rugs and wall to wall carpeting. Interior apartment doors are wood.

Kitchens have wall mounted cabinets, laminated counters with stainless steel sinks, four burner stoves and refrigerators, dishwashers and combination washer/dryer units.

Bathrooms contain porcelain sinks, bathtubs and water closets. The floors and wainscoting have ceramic or marble tiles.

H.V.A.C.:

The complex has six (6) combination oil and natural gas boilers which produces heat which is then distributed via a hot water system. Hot water for the subject buildings is produced by coils within the same boilers. The buildings also have a heat exchange air conditioning system.



Electrical Service:

The complex produces its own electric via six (6) diesel powered generators. The subject has 3-phase, 100 amp service with circuit breakers. Electric service appears adequate for the complex.

Plumbing:

Domestic cold and hot water piping is reportedly made of brass and copper. Sanitary piping is of cast iron mains and vertical soil and vent stacks. Piping that was seen by the appraiser appeared to be in good condition.

Gas piping is made of black piping. The electric is individual metered while gas for cooking is not individually metered.

General:

The complex is in overall good condition.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                              HIGHEST AND BEST USE

The appraisers have analyzed the subject property for the purpose of determining the property's Highest and Best Use. Highest and Best Use is defined as:

"That reasonable and probable use that supports the highest present value, as defined, as of the effective date of the marketability study.

"Alternatively, that use, from among reasonably probable and legal alternative uses, found to be physically possible, appropriately supported, financially feasible and which results in highest land value.

"The definition immediately above applies specifically to the highest and best use of land. It is to be recognized that in cases where a site has existing improvements on it, the highest and best use may very well be determined to be different from the existing use. The existing use will continue, however, unless and until land value in its highest and best use exceeds the total value of the property in its existing use.

"Implied within these definitions is recognition of the contribution of that specific use to the community environment or to community development goals in addition to wealth maximization of individual property owners. Also implied is that the determination of highest and best use results from the appraisers judgment and analytical skill, i.e., that the use determined from analysis represents an opinion, not a fact to be found. In appraisal practice, the concept of highest and best use represents the premise upon which value is based. In the context of most probable selling price (market value) another appropriate term to reflect highest and best use would be most probable use. In the context of investment value an alternative term would be of most profitable use." (4)

The subject property is situated on the southeast corner of the Grand Central Parkway service Road and 267th Street, which is a residential site in the Floral Park section of Queens.

The subject has adequate exposure and visibility. Many apartment dwellings in this area have been converted to cooperative or condominium ownership.

----------

(4) Byrl N. Boyce, Ph.D., SRPA, Real Estate Appraisal Terminology (Revised Edition; Massachusetts: Ballinger Publishing Company, 1984) pp. 126-127.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

Highest and Best Use of Land as Vacant:

The subject property is on the northeast corner of the Grand Central Parkway Service Road (a.k.a. Marcus Avenue) and 267th Street, Floral Park, Queens County, New York. The total land area (both owned and leased by the cooperative) is 110.86+/- acres. The subject street is a quiet, two lane, east-west road that is primarily improved with residential developments along with some office buildings. The subject site conforms substantially to the surrounding sites in the neighborhood except that it is larger than the other sites. The site is improved with three (3), high rise, elevatored, doorman, cooperative, apartment buildings. The site is also improved with a country club (including an 18 hole golf course that wraps around the buildings, swimming pools and tennis courts) an underground, three-level garage that can accommodate 2,374 cars, surface parking lots that can accommodate 547 cars, guard houses, metal fences, macadam driveways, landscaped grounds, concrete sidewalks and benches. All utilities are available to the site.

The site is physically well-suited for development. Assuming the subject property were vacant, a residential improvement containing approximately 2,400,000+/- square feet could be built, based upon current zoning regulations. This is maximal allowable building area which is the same amount as the current existing buildings. Most of the neighboring properties consist of residential buildings. As such, were the subject site vacant, such a development would be considered to be the highest and best use, that is, an apartment complex built to the maximum allowable bulk and density.

Both the rental and cooperative markets are relatively strong in this section of Queens. Therefore, either a rental complex, cooperative or condominium project would be warranted as the highest and best use.

Highest and Best Use as Improved

The subject property is improved with three (3) high rise (33-stories), apartment buildings that have 1,844 residential units and commercial space below grade. As the current use provides a reasonable return to the land, and no alternative use appears probable which would justify the costs of buying out the occupants and demolishing the structure. Considering this information, the highest and best use of the property is for its continued operation as a cooperative apartment complex.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                              MARKETABILITY PROBLEM

The subject property is an apartment complex consisting of three 33-story buildings. The improvements were constructed circa 1971 and have a total of 1,844 residential units. Most of the units have balconies and views of Little Neck Bay and the Manhattan skyline. The subject has many amenities including an 18 hole golf course, health club, on-site parking, doormen, concierge and on-site shopping. The complex is enclosed with access through two (2) gate houses with 24 hour security. We have launched a full scale search for rental and sales data in Queens and Nassau County. The search included contacting numerous real estate brokers, management agents and appraisers in Nassau and Queens. In addition, we have also used such sources as the Appraisal Institute's "Redbook", the South Shore Multiple Listing Service and the North Shore Multiple Listing Service. Due to the subject's outstanding amenities, there were no truly comparable projects. Instead, outside comparables were utilized and adjusted upward to take into consideration the subject's superior amenities. Although residents have to pay for their country club membership, the residents perceive the on site location of the county club to be a positive feature of the subject property. We have based our estimates of market rents and market sales on the information provided by the above mentioned data sources. We have also based our estimates on our real estate experience appraising and valuing apartment complexes in Queens and Nassau counties. It should be noted that the sales market for the subject units has been strong. Besides the numerous amenities of the subject, another reason for the appeal of the cooperative is that it does not readily allow sublets. Numerous sublets in a cooperative project generally reduces its appeal to cooperative owners. The subject has few sublets. The cooperative board allows an individual owner to sublet his or her apartment only once. The sublet must be leased to a tenant for a period of one to two years only. The above mentioned factors place North Shore Towers at the upper end of the sales and rental market. We expect that the appeal of the subject property will continue for the foreseeable future.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                       INCOME CAPITALIZATION INTRODUCTION

The Income Approach is based on the underlying assumption that the value of a property tends to be set by the amount of anticipated benefits to be derived from its ownership. This approach, therefore, is a procedure in the appraisal process whereby anticipated economic benefits to be derived from property ownership are converted into a present value estimate through a capitalization process. The process of estimating future or anticipated economic benefits from a real property investment requires the estimation of potential gross income, less vacancy and collection loss to which a deduction for all operating and fixed expenditures are allocated. This results in a net income estimate as applied to the particular property under valuation. A selection process for the most appropriate capitalization method is then employed.

A capitalization rate can be developed by a variety of methods and is dependent primarily on market derived findings with considerable emphasis placed on the type and class of property under review. Since this overall rate consists of a mortgage and equity position, these individual elements are carefully analyzed. In considering the rate of return necessary to attract debt proceeds or equity capital to invest in an income producing parcel of real estate, the following factors are analyzed:

o The return that is available on competing forms of investments, taking into consideration the comparative risks and time element of money.

o The character of the property with particular regard to the neighborhood, the type of tenancy, and the problems of management and liquidity.

o Typical financing terms that are available for similar property types based on competitive yields commensurate with various alternative investment vehicles.

o Potential property appreciation (residual value), equity buildup (debt reduction), and the accumulation of cash flows over a specified holding period.

The Mortgage Equity (Ellwood Method) technique provides a developed rate that consists of a blending of mortgage financing, equity yield, equity buildup, and anticipation of property appreciation or depreciation. An overall rate developed in this manner is based on a basic weighted rate which consists of a weighted average of mortgage financing (expressed as a constant) and equity requirements (expressed as equity yield rate). This basic rate is adjusted to reflect equity buildup (debt reduction) and property appreciation (or depreciation) over a projected holding period. In addition, we have considered the superior amenities of the subject in the estimation of a market level capitalization rate.

Mortgage Equity Analysis

The Mortgage  Equity  Analysis used in this report  recognizes  that real estate
investors  are  motivated  by  opportunities  for  leverage.   It  reflects  the
requirements of the lender through the

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004
interest rate and mortgage constant that incorporates the return on and of the investment. The demands of the investor are provided by return on and return of the investment through the equity yield. The yield rate accounts for equity growth and recapturing of the initial investment at the end of the market holding period, as in this case 10 years.

A mortgaged investment results in equity buildup. Equity buildup is..."an increase in the equity investor's share of total property value that results from gradual debt reduction through periodic repayment of principal on a mortgage loan, an increase in total property value, or both". (Ref. The Dictionary of Real Estate Appraisal, 3rd Ed., p 121).

In all investments, the element of recapture is important. The investor deserves a return on invested capital and return of the investment.

Under the Mortgage Equity procedure, the owner satisfies the debt service and equity returns from the net operating income. The property overall rate should consist of a weighted average for debt service and the cash on cash return anticipated by the equity investors.

The holding period is estimated at 10 years for a mortgage at 65% of value. Current interest rates range between 7.5% to 9.50% payable monthly having terms (amortization schedules) of 15, 25 and 30 years. The subject is capable of securing an 9.00%+/- interest and 25 year amortization with a balloon payment after 10 years. At the end of ten years the owner could exercise one of two options: (A) sell the property or (B) refinance within that period.

The yield rate utilized to discount the projected cash flows and eventual property reversion is based on an analysis of expected yield rates from several investors dealing in similar quality investments. We consider an equity yield rate (IRR) in of 12.5% appropriate for the derivation of a capitalization rate.

We assume an increase in property value of 1% per year (non compounded) over the
holding   period.   Using  the  above  described   assumptions,   the  developed
capitalization rate is 9.7% which we rounded to 9.5%.

In order to establish a potential gross income for the subject property the appraisers conducted a rental survey. The purpose of this survey was to determine market rents for the units in the subject property assuming it was converted to rental status.

On the following pages are the results of our findings.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                              COMPARABLE RENTAL MAP
                                   [GRAPHIC]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                              RENTAL COMPARABLE #1

Address: 269-10, 270-10 and 271-10 Grand Central Parkway (Subject) Floral Park, New York

The subject property is an apartment complex consisting of three 33-story buildings. The improvements were constructed circa 1971 and have a total of 1,844 residential units. Most of the units have balconies and views of Little Neck Bay and the Manhattan skyline. The subject has many amenities including an 18 hole golf course, health club, on-site parking, doormen, concierge and on-site shopping. The complex is enclosed with access through two (2) gate houses with 24 hour security. Listed below are the most recent market level sublets in the subject property which will be weighted heavily in the estimation of the gross potential rental income.

--------------------------------------------------------------------------------
           ROOMS/BDRMS                    MONTHLY RENT               RENT/ROOM
--------------------------------------------------------------------------------
  269-10 G.C.P.(Unit 5B) 2.5/0              $1,350                    $540
--------------------------------------------------------------------------------
  270-10 G.C.P.(Unit 6B) 2.5/0              $1,350                    $540
--------------------------------------------------------------------------------
  271-10 G.C.P.(Unit 8J) 3.0/1              $1,400                    $467
--------------------------------------------------------------------------------
  271-10 G.C.P.(Unit 8J) 3.0/1              $1,400                    $467
--------------------------------------------------------------------------------
 271-10 G.C.P.(Unit 18R) 4.0/1              $1,800                    $450
--------------------------------------------------------------------------------
 271-10 G.C.P.(Unit 31G) 5.0/2              $3,200                    $640
--------------------------------------------------------------------------------

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                              RENTAL COMPARABLE #1

Address: 269-10, 270-10 and 271-10 Grand Central Parkway (Subject) Floral Park, New York






                                    [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                              RENTAL COMPARABLE #2

Address:  One-Two Bay Club Drive
          Bayside, New York

The "Bay Club" is located on 23rd Avenue and Bay Club Drive, Bayside, Queens, New York. It is approximately four miles northwest of the subject property. This is an enclosed condominium complex consisting of two (2) 22-story apartment buildings containing 630 units. Most of the units have balconies and views of Little Neck Bay and the Manhattan skyline. The complex has a health club, on-site parking, a gate house with 24 hour security, doormen and concierges. Shopping and other support facilities are in close proximity. The condition and location of this project are similar to the subject. However, the subject amenities (including on-site shopping and an 18 hole golf course) are superior to the Bay Club. We have adjusted these comparable sublets upward. Listed below are the most recent sublets in this complex.

--------------------------------------------------------------------------------
   ROOMS/BDRMS                    MONTHLY RENT                         RENT/ROOM
--------------------------------------------------------------------------------
      2.5/0                          $1,250                              $500
--------------------------------------------------------------------------------
      2.5/0                          $1,350                              $540
--------------------------------------------------------------------------------
      3.0/1                          $1,400                              $467
--------------------------------------------------------------------------------
      4.0/1                          $1,600                              $400
--------------------------------------------------------------------------------
      4.5/2                          $1,850                              $411
--------------------------------------------------------------------------------
      5.0/2                          $2,250                              $450
--------------------------------------------------------------------------------
      6.0/3                          $3,000                              $500
--------------------------------------------------------------------------------

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                              RENTAL COMPARABLE #2

Address: One-Two Bay Club Drive
         Bayside, New York

                                     [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                              RENTAL COMPARABLE #3

Address:  18-05 215th Street
          Bayside, New York

The "Versailles" is a property that is located on the east side of 215th Street, between 17th and 18th avenues, Bayside, Queens, New York. Immediately to the east of the property is the Cross Island Parkway and the Little Neck Bay. It is approximately four miles northwest of the subject property. This is 16-story, 243 unit cooperative building constructed circa 1969. This cooperative building is enclosed and shares common grounds with two other cooperative buildings which are identified as "the Americana" and "the Seville". The three cooperatives are collectively referred to as "Water's Edge". Most of the units have balconies with views of Little Neck Bay and the Manhattan skyline. The complex has a health club, a below grade shopping area and doormen. Shopping and other support facilities are in close proximity. The condition and location of this project are similar to the subject. However, the subject amenities (including more extensive on-site shopping and an 18 hole golf course) are superior to this cooperative. We have adjusted these comparable sublets upward. Listed below are the most recent sublets in this building.

--------------------------------------------------------------------------------
   ROOMS/BDRMS                      MONTHLY RENT                    RENT/ROOM
--------------------------------------------------------------------------------
      3.0/1                            $1,500                         $500
--------------------------------------------------------------------------------
      4.5/2                            $2,000                         $444
--------------------------------------------------------------------------------




                                       48
              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                              RENTAL COMPARABLE #3

Address:  18-05 215th Street
          Bayside, New York
                                    [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

RENTAL COMPARABLE #4

Address: 18-15 215th Street
         Bayside, New York

The "Seville" is a property that is located on the east side of 215th Street, between 17th and 18th avenues, Bayside, Queens, New York. Immediately to the east of the property is the Cross Island Parkway and the Little Neck Bay. It is approximately four miles northwest of the subject property. This is 16-story, 290 unit cooperative building constructed circa 1969. This cooperative building is enclosed and shares common grounds with two other cooperative buildings which are identified as "the Americana" and the "Versailles". The three cooperatives are collectively referred to as "Water's Edge". Most of the units have balconies with views of Little Neck Bay and the Manhattan skyline. The cooperative has a health club, on-site parking, limited below grade shopping and doormen. Shopping and other support facilities are in close proximity. The condition and location of this project are similar to the subject. However, the subject's amenities (including extensive on-site shopping and an 18 hole golf course) are superior to this cooperative. We have adjusted these comparables upward. Listed below are the most recent sublets in this building.

--------------------------------------------------------------------------------
  ROOMS/BDRMS                      MONTHLY RENT                    RENT/ROOM
--------------------------------------------------------------------------------
     3.0/1                            $1,300                         $433
--------------------------------------------------------------------------------
     3.0/1                            $1,400                         $467
--------------------------------------------------------------------------------
     4.5/2                            $1,900                         $422
--------------------------------------------------------------------------------
     6.0/3                            $2,500                         $416
--------------------------------------------------------------------------------

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                              RENTAL COMPARABLE #4

Address:  18-15 215th Street
          Bayside, New York




                                     [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

Analysis of Comparable Rents:

We have uncovered rentals or sublets in four comparable buildings including the subject. The foregoing properties indicate monthly rental ranges of $400 to $640 per room for various sized apartments. These are rentals of fully modernized units. The subject property is an apartment complex consisting of three 33-story buildings. The improvements were constructed circa 1971 and have a total of 1,844 residential units. Most of the units have balconies and views of Little Neck Bay and the Manhattan skyline. The subject has many amenities including an 18 hole golf course, a health club, on-site parking, doormen, concierges and on-site shopping (below grade). The complex is enclosed with access through two
(2) gate houses with 24 hour security. The subject's amenities are superior to all other projects (whether rental, cooperative or condominium) in Queens. At this point we will only be discussing the residential units above grade. The arcade residential units will be discussed separately after the above grade units have been analyzed. The staff's units will not be utilized in the income approach and the commercial units will be analyzed later in this section. The residential units range in size from studio units to three bedroom units.

We have considered such factors as location, condition and amenities. We have estimated the rents for each subject type.

Studio

The subject has 22, two room studio units and 137, 2.5 room studio. In the subject complex , 2.5 room studio units have monthly rentals of $540 per room. Outside comparable 2.5 room studio rentals range from $500 to $540 per room. For the subject's 2.5 room studio units, we estimate that the monthly market rent per room is $540. For the subject's smaller two-room studio units, we estimate that the monthly market rent per room is $500.

One Bedroom

The subject has 403, three room one bedroom units and 706, four room, one bedroom units. In the subject complex two (2) three-room, one-bedroom units were sublet for $467 per room per month and there was one four-room, one bedroom that was sublet for $450 per room. Outside comparable one bedroom rentals range from $433 to $500 per room. We have placed the greatest weight on the subject sublets. For the subject's one bedroom units, we estimate that the monthly market rent per room is $467.

Two Bedroom

The subject has 444, five-room, two-bedroom units and 13, seven-room, two bedroom units. In the subject complex there was one (1) five room, two-bedroom unit (31G in 271-10 Grand Central Parkway) which has a monthly rent of $3,200 which equates to $640 per room. It should be noted that this is a furnished unit which is not typical in this market and is at the upper range of rental value. Outside comparable two bedroom rentals range from $411 to $450 per room. Considering above data, we estimate that the subject's two-bedroom monthly market rent per room is $500.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

Three Bedroom

The subject has 104, six room, three bedroom units and six (6), eight-room, three bedroom units. There were no available sublet information on three bedroom units in the subject property. Outside comparable three bedroom rentals range from $416 to $500 per room. Based on the preceding data and conversations with local brokers, we estimate that the subject's three bedroom monthly market rent per room is $525.

The monthly market rent per room for the residential units have been summarized as follows

             Studio-2 rooms                              $500
            Studio 2.5 rooms                             $540
              One-bedroom                                $467
              Two-bedroom                                $500
             Three-bedroom                               $525

Arcade Residential Units

The below grade (arcade level) residential units are composed of six (6), 2 room studio units, one three room one bedroom unit, and two (2) four room, two bedroom units. It was reported than none of the subject's arcade residential units have been sublet. An extensive search did not uncover any comparable below grade residential sublets. A survey of local brokers indicate that such units should be able to be leased at approximately $250 per room regardless of the type of unit. Considering the subject's location and amenities this figure appears to be reasonable.

Occupied Units - Stabilized Apartments

Of the 1,844 residential units, 295 units are sponsored rent stabilized units. These rented units has existing tenants who hold a "Life Estate" in their individual apartments. These tenants occupied their unit prior to the cooperative conversion in 1986 and are regulated under the Department of Housing and Community Renewal (D.H.C.R.). Tenants in rent stabilized or rent controlled apartments are entitled to lease renewals in perpetuity and can not be evicted without just cause. Furthermore, immediate relatives of the tenant(s) of record have succession rights in most circumstances. The amount of rent a landlord is able to charge a tenant in this circumstance is strictly regulated. Because these units cannot be sold at market value unless the tenants moves elsewhere, the tenants would continue to pay actual stabilized rents as if the subject were converted to a rental project. Accordingly, the estimated gross market rental is adjusted downward to account for these rent controlled or stabilized units.

Commercial Units

The below grade shopping arcade has approximately 22 commercial spaces with two vacancies. The tenants include Chase Manhattan Bank, Towers Card and Gift Shop, Towers fruit, HBA Travel, N.S.T. Cinema, etc. The complete list of tenants along with their monthly base rents are listed in the addenda. The income from the commercial spaces for the past three years is as follows: 1994-$453,791; 1995-$546,807; and 1996-$543,697. We project that the commercial income will be

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

$544,000. It should be noted that the commercial spaces are being leased below market level. The prime objective of the commercial space is to be a convenience for the residents. The rent charged basically covers operating expenses with a small profit. In one instance a tenant (the movie theater) pays no rent.

Electric

The cooperative has its own electric generating plant which is operated at a profit. The income from the operation of the generating plant for the past three years is as follows: 1994-$77,442; 1995-$86,193; and 1996-$117,825. We estimate that the generating plant income will be $$118,000 per annum.

Country Club

The country club includes a health club, swimming pools, meeting rooms, cards rooms, a dance hall, tennis courts and an 18 hole golf course. Support facilities include restrooms, staff offices locker rooms and storage rooms. Membership in the country club is restricted to residents. Historically the income, net of direct expenses, has been reported as follows: 1994 - $505,871; 1995 - $479,774; 1996 - $429,327. We estimate that the country club income will be $430,000 per annum.

Garage Income

The subject has an underground three level garage that can accommodate 2,374 cars. Currently, the spaces are owned by the residents. If the complex was a rental property, the garage spaces would be able to be leased at $75 per month. We are not including the outdoor parking spaces since they are basically for visitors and some vendors. We estimate that the garage income will be $2,136,600, rounded to $2,140,000 per annum.

On the following pages three tables will be presented. The first table (Table 1) will summarize both the rent stabilized units' actual rents and the estimated market rent for the rent stabilized units. At the bottom of this table the difference between the market rents and the rent stabilized units will be calculated. The second table (Table 2) presented will show the gross potential rental income as if there were no rent controlled or rent stabilized units. This will be followed by the estimated income and expense statement.

The annual potential market rent from all apartments is $43,086,696, the income from the commercial spaces is $544,000, the income from the generating plant is $118,000, the income from the country club is $430,000 and the garage income is $2,140,000. The total gross potential income is $46,318,696. From this amount the difference between the rent stabilized units' estimated market rent and the rent stabilized units' actual contract rent was deduced ($2,420,280). The resultant adjusted gross potential income from all sources is $43,898,416.

The summary of the stabilized units' actual and market rents and the difference between them have been summarized below. A complete list of the individual rent stabilized units' actual and market rents is located in the addenda of this report.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

  Table 1-Difference Between Rent Stabilized Units' Actual Rent and Market Rent


         Monthly Rent                               $401,900     $603,590
        No. of Months                                     12           12
                                                  ----------   ----------
          Annual Rent                             $4,822,800   $7,243,080

           Difference                             $2,420,280


Table 2--Estimated Market Rents For All Residential Units (excluding staff's units)

                                                                                   Market       Market                        Total
  No. of                      Rms/        Tot.     Sq. Ft.        Total             Rent         Rent/      Ann. Rent/      Market
  Units   Type                Unit        Rms      /Unit        S.F./Type           Room         Unit        Net S.F.     Rent/Type
  -----   ----                ----        ---      -----        -----------         ----       -------      ---------    ----------
      1   One bed-Acd.          3            3       684             684            $250         $750         $13.16            $750
      1   Two bed-Acd.          4            4       712             712            $250       $1,000         $16.85          $1,000
      1   Two bed-Ard.          5            5     1,216           1,216            $250       $1,250         $12.34          $1,250
      6   Studio 2 rms.-Ard.    2           12       300           1,800            $250         $500         $20.00          $3,000
     22   Studio 2 rms.         2           44       450           9,900            $500       $1,000         $26.67         $22,000
    137   Studio 2.5 rms.     2.5        342.5       600          82,200            $500       $1,250         $25.00        $171,250
    403   One bed 3 rms         3        1,209       700         282,100            $467       $1,400         $24.00        $564,200
    706   One bed 4 rms         4        2,824       930         656,580            $467       $1,868         $24.10      $1,318,808
    444   Two bed 5 rms         5        2,220     1,200         532,800            $500       $2,500         $25.00      $1,110,000
     13   Two bed 7 rms         7           91     1,800          23,400            $500       $3,500         $23.33         $45,500
    104   Three bed 6 rms       6          624     1,350         140,400            $525       $3,150         $28.00        $327,600
      6   Three-bed 8 rms       8           48     2,000          12,000            $525       $4,200         $25.20         $25,200
  1,844                                7,426.5                 1,743,792                                 Mthly Rent       $3,590,558
                                                                                                         No. of Mths.             12
                                                                                                                                  --
                                                                                                         Annual Rent     $43,086,696
                                                                                                         Mth. Rent/Unit       $1,947
                                                                                                         Mthly Rent/Rm          $483
                                                                                                         Ann. Rent/S.F.      $24.710
------------------------------------------------------------------------------------------------------------------------------------

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

APPRAISERS' ESTIMATE OF INCOME AND EXPENSES

Number of Apartments:                              1,844
Number of Rooms:                                7,426.50
Gross Square footage:                          2,400,000

                                                         Market Rent For All Residential Units                $43,086,696
                                                         Commercial Units                                        $544,000
                                                         Electricity                                             $118,000
                                                         Country Club                                            $430,000
                                                         Garage                                                $2,140,000
                                                         Gross potential Income                               $46,318,696
                                                         Less Difference for Stabilized Rents                  $2,420,280
                                                                                                               ----------
                                                         Adjusted Gross Potential Income                      $43,898,416
                                                         Less Allowance for Vacancy                            $1,760,000
                                                         EFFECTIVE GROSS INCOME                               $42,138,416
                                                Per Room
                                                --------
Real Estate Taxes                                 $1,286                                   $9,550,000
Insurance                                            $67                                     $500,000
Electric & Gas (fuel)                               $256                                   $1,900,000
Water & Sewer                                        $81                                     $600,000
Maintenance                                         $229                                   $1,700,000
Management                                          $170                                   $1,264,152
Labor                                               $687                                   $5,100,000
Professional Fees                                    $27                                     $200,000
Reserves                                            $162                                   $1,200,000
                                                  ------                                  ----------
TOTAL EXPENSES                                    $2,964                                                      $22,014,152

                                                         ESTIMATED NET INCOME                                 $20,124,264




Expenses as % of Eff. Gross Inc.:                     52%
Expenses per Room:                                $2,964
Expenses per Gross Square Foot:                    $9.17
------------------------------------------------------------------------------------------------------------------------------------

Presented on the following page is a historical overview of the expenses for the period 1994 to 1996 plus our stabilized estimate of the expenses for 1997.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

Building Expense Analysis Chart

Number of Apartments:                                      1844
Number of Rooms:                                        7,426.5          Subject History
Gross Building Area:                                  2,400,000

                                                     Stabilized           1996-audited           1995-audited           1994-audited
                                                     ----------           ------------           ------------           ------------
Real Estate Taxes:                                   $9,550,000             $9,416,013             $9,306,885             $9,719,650
$ per Apartment:                                         $5,179                 $5,106                 $5,047                 $5,271
$ per Room                                               $1,286                 $1,268                 $1,253                 $1,309
$ Per Sq. Ft                                              $3.98                  $3.92                  $3.88                  $4.05

Insurance:                                             $500,000               $499,078               $507,057               $472,347
$ per Apartment:                                           $271                   $271                   $275                   $256
$ per Room:                                                 $67                    $67                    $68                    $64
$ Per Sq. Ft.:                                            $0.21                  $0.21                  $0.21                  $0.20

Electric& Gas & Oil:                                 $1,900,000             $1,913,947             $1,419,157             $1,469,626
$ per Apartment:                                         $1,030                 $1,038                   $770                   $797
$ per Room:                                                $256                   $258                   $191                   $198
$ Per Sq. Ft.:                                            $0.79                  $0.80                  $0.59                  $0.61

Water & Sewer                                          $600,000               $596,856               $607,831               $441,797
$ per Apartment:                                           $325                   $324                   $330                   $240
$ per Room:                                                 $81                    $80                    $82                    $59
$ Per Sq. Ft.:                                            $0.25                  $0.25                  $0.25                  $0.18

Maintenance                                          $1,700,000             $2,322,841             $1,486,842             $1,568,750
$ per Apartment:                                           $922                 $1,260                   $806                   $851
$ per Room:                                                $229                   $313                   $200                   $211
$ Per Sq. Ft.:                                            $0.71                  $0.97                  $0.62                  $0.65

Management                                           $1,264,152               $875,000             $1,010,791             $1,074,105
$ per Apartment:                                           $686                   $475                   $548                   $582
$ per Room:                                                $170                   $118                   $136                   $145
$ Per Sq. Ft.:                                            $0.53                  $0.36                  $0.42                  $0.45

Labor                                                $5,100,000             $5,106,006             $5,028,812             $4,980,047
$ per Apartment:                                         $2,766                 $2,769                 $2,727                 $2,701
$ per Room:                                                $687                   $688                   $677                   $671
$ Per Sq. Ft.:                                            $2.13                  $2.13                  $2.10                  $2.08

Professional fee                                       $200,000               $197,480               $197,113               $178,450
$ per Apartment:                                           $108                   $107                   $107                    $97
$ per Room:                                                 $27                    $27                    $27                    $24
$ Per Sq. Ft.:                                            $0.08                  $0.08                  $0.08                  $0.07

Reserves                                             $1,200,000

TOTAL EXPENSES                                      $22,014,152            $20,927,221            $19,564,488            $19,904,772
$ per Apartment:                                        $11,938                $11,349                $10,610                $10,794
$ per Room:                                              $2,964                 $2,818                 $2,634                 $2,680
$ Per Sq. Ft.:                                            $9.17                  $8.72                  $8.15                  $8.29
====================================================================================================================================

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                     EXPLANATION OF ANNUAL EXPENSE ANALYSIS

The subject improvements consist of three, 33-story, doormen and concierge apartment buildings containing 1,844 residential apartments, a below grade commercial arcade. The gross building area is 2,400,000 square feet. The total number of rooms is 7,426.5 rooms. The Expense data for 1994, 1995, and 1996 was provided for the subject property. Using this information and data from the local market, the following expense analysis is completed.

The 1997/98 Tax Assessment: As previously calculated in the tax section of this report, the current real estate taxes are $9,550,000.

Insurance premiums at the subject property have shown as follows: 1994 - $472,347 or $0.20/sf; 1995 - $507,057 or $0.21/sf; 1996 -$499,078 or $0.21/sf.
Since insurance rates are subject not only to rate fluctuation but also to the amount of coverage purchased by the insured, it is difficult to project future costs. Our stabilized estimate for this expense is $500,000 per annum or $0.21 per square foot.

Electric & Gas & Oil This expense is for electric (common areas, elevators), gas (for heat, hot water and cooking). The costs for the subject are indicated as follows: 1994 - $1,469,626 or $0.61/sf; 1995- $1,419,157 or $0.59/sf; 1996 -
$1,913,947 or $0.80/sf. The cost of natural gas increased significantly from 1995 to 1996. We project that this expense will be stable over the near term. Our estimate is $1,900,000 per annum or $0.79 per square foot.

Water & Sewer : For 1994 the expense was $441,797 or $0.18 per square foot; for 1995 the expense was $607,831 or $0.25 per square foot; for 1996 the expense was $596,856 or $0.25 per square foot. Our estimate for this expense is $600,000 per annum or $0.25 per square foot.

Maintenance This item also includes the cost of repairs, supplies and miscellaneous expenses. This expense at the subject is reported as follows: 1994 -$1,568,750 or $0.65/sf.; 1995 - $1,486,842 or $0.62/sf; 1996 - $2,322,841 or
$0.97/sf. The 1996 figure also includes capital expenditures. Our estimate for this expense is $1,700,000 per annum or $0.71 per square foot.

Management costs incurred by the subject have been relatively stable over the last several years. These costs ranged historically as follows: 1994 -$1,074,105 or $0.45/s.f.; 1995 - $1,010,791 or $0.42/sf; 1996 - $875,000 or $0.36/sf. Under
the income approach, we are viewing the subject property as a rental complex as opposed to a cooperative complex. Management's responsibility is greater in a rental property than a cooperative property since the cooperative board handles many of management `s responsibilities. We estimate that a reasonable amount would be 3% of the effective gross income which equates to $1,254,766 per annum or $0.52 per square foot. This estimate is considered sufficient based on industry standards and considering the local market.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

Labor: The subject complex employs approximately 150 employees including a general superintendent, three assistant superintendents, a chief engineer (for the generating plant), handymen, doormen, electricians, concierges, porters, etc. The costs of wages, health benefits, payroll tax, and other related costs for these employees historically are indicated as follows: 1994 - $4,980,047 or $2.08/sf; 1995 - $5,028,812 or $2.10/sf, and 1996 - $5,106,006 or $2.13/sf. The
superintendent and six other staff members occupy rent free apartments as additional compensation for their services. We estimate an expense of $5,100,000 per annum or $2.12 per square foot.

Professional Fees: Costs in this category incurred by the subject have fluctuated slightly during 1994-1996. The trend is as follows: 1994 - $178,450 or $0.07/sf; 1995 - $197,113 or $0.08/sf; 1996 - $197,480 or $0.08/sf. This
expense will be estimated at $200,000 which represents an estimated cost for this category equal to $0.08 per square foot.

Reserves: This expense reflects an annual contribution to a fund for the replacement of items whose lives are less than the life of the improvements. These typically includes the roof, boiler, appliances and/or major renovations which may periodically be performed to the shell, lobby or other common areas. In addition, we have also taken into consideration, the large underground, three level garage (1,000,000 square feet), the truck tunnel and the generating plant. We have allocated $0.50 per square foot or roughly $1,200,000 per annum.

SUMMARY

The total expenses for the subject are $22,014,152. They equate to 52% of the effective gross income. This is equivalent to $2,964 per habitable room and $9.17 per gross square foot annually. Considering the current income (i.e. market rent estimates) and the level of services, this operating expense ratio (O.E.R.) appears reasonable.

                          CONCLUSION OF INCOME APPROACH

The appraisers conducted an area survey disclosing the details of market residential rents in the subject area of Floral Park and nearby Bayside, Queens County, New York. From this survey market rents are estimated for each unit type in the subject property, indicating a potential gross apartment income of
$43,086,696. In addition, the subject also has income from the following sources; commercial space ($544,000, electricity ($118,000) the country club ($430,000) and the garage ($2,140,000). The total gross potential income is $46,318,696. From this figure the stabilized adjustment of $2,420,280 was deducted. The result is an adjusted gross potential income of $43,898,416. A vacancy and credit loss allowance of 4+/-% ($1,760,000) is deducted yielding an effective gross income of $42,138,416. Estimated annual expenses in the amount of ($22,014,152) are deducted resulting in a net operating income of $20,124,264.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                                  COST APPROACH

The cost approach has been traditionally applied as one of three methods for valuation and it is ordinarily most applicable to newer buildings in areas where recent raw land sales have occurred. The concept of the cost analysis is to determine the financial charges of producing the same or similar buildings and land as that of the property being valued. It stands to reason that a buyer or developer will not expend more for an existing property, if in fact, a similar and satisfactory property can be developed new. In addition to the estimated cost of newly developed property, the time element of construction and the risk of acceptable quality at completion are critical considerations to be thoroughly examined by the prospective buyer, developer, and financier.

The method of application is to 1) summarize the estimated costs of reproduction or replacement according to actual bids or local cost indices; 2) acknowledge and deduct all forms of depreciation including physical deterioration, functional obsolescence, and adverse economic effects; and 3) add the current land value according to the highest and best use as indicated for the total relevant costs of the real estate being valued.

In a metropolitan area such as New York City, the greater majority of structures are considerably older than five and ten years. These buildings are aged to the point that the cost approach is not readily applicable due to a low confidence level of accurately estimating the financial costs to cure the prevalent instances of physical depreciation and obsolescence. In addition, land sales are infrequent in an area which is nearly 100% improved with structures, streets, and parks.

For these reasons the cost approach has not been used in this marketability study. Two other methods of valuation are ordinarily applicable to apartment properties. These are identified as the income capitalization and the sales comparison approaches. The income approach is presented in the preceding section and the sales comparison approach is presented in the following section.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                         DIRECT SALES COMPARISON METHOD

A comparable sales survey of Floral Park, Bayside and the nearby Village of Kensington (Nassau County) was conducted in order to derive a Direct Sales Value estimate of the subject assuming cooperative ownership. The Direct Sales Value estimate is derived after consideration of both physical and non-property characteristics of the subject and comparable buildings. Physical characteristics include location, size, age, and condition of the property. Non-property characteristics include date of sale, lease encumbrances, financing, and sale terms.

Properties used in estimating a value in the Direct Sales Comparison Approach are selected on the basis of similar property and non-property characteristics as applied to the subject. These characteristics adjusted to account for differences between the comparable properties and the subject. A positive adjustment indicates a particular characteristic of a comparable property as less desirable in terms of its overall value versus the subject; a negative adjustment indicates the opposite.

A sampling of recent sales occurring in mid-rise and high-rise buildings were utilized. The sales used in this analysis were selected on the basis of location, date of sale, size, building type and age. Each of the selected sales were taken from cooperative apartment buildings similar in age, location, and type to the subject property. The major unit of comparison is individual unit price per room.

A cash equivalency analysis was considered but not utilized in this report since the sales were conveyed based on typical financing terms, or for all cash.

What follows is a comparable sales location map, a summary of the individual comparable sales, and Market Value Conclusion as derived from the Direct Sales Comparison Approach.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                              COMPARABLE SALES MAP
                                   [GRAPHIC]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                            COMPARABLE COOPERATIVE #1

Address: 269-10, 270-10 and 271-10 Grand Central Parkway (Subject) Floral Park, New York

The subject property is an apartment complex consisting of three 33-story buildings. The improvements were constructed circa 1971 and have a total of 1,844 residential units. Most of the units have balconies and views of Little Neck Bay and the Manhattan skyline. The subject has many amenities including an 18 hole golf course, health club, on-site parking, doormen, concierge and on-site shopping. The complex is enclosed with access through two (2) gate houses with 24 hour security. Listed below are the most recent market level sales in the subject property which will be given great consideration in our estimate of market value. Listed below are the details of each sale:

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    BUILD/UNIT #         DATE            ROOMS/BDRMS                 PRICE                 PRICE/ ROOM
------------------------------------------------------------------------------------------------------
       1/31G             8/96               5.0/2                  $325,000                  $65,000
------------------------------------------------------------------------------------------------------
    3/#5-arcade          8/96               2.0/0                   $42,500                  $21,250
------------------------------------------------------------------------------------------------------
       3/2U              9/96               2.5/.5                  $82,000                  $32,800
------------------------------------------------------------------------------------------------------
       2/14H             9/96               5.0/2                  $270,000                  $54,000
------------------------------------------------------------------------------------------------------
       2/15T             9/96               3.0/1                  $141,000                  $47,000
------------------------------------------------------------------------------------------------------
       3/24O             9/96               5.0/2                  $350,000                  $70,000
------------------------------------------------------------------------------------------------------
       1/4U             10/96               2.5/.5                  $85,000                  $34,000
------------------------------------------------------------------------------------------------------
       1/10A            10/96               4.0/1                  $200,000                  $50,000
------------------------------------------------------------------------------------------------------
       1/8X             10/96               3.0/1                  $113,000                  $37,667
------------------------------------------------------------------------------------------------------
       3/10U            10/96               2.5/.5                  $75,000                  $30,000
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       2/23Y            11/96               3.0/1                  $123,000                  $41,000
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       3/22T            11/96               3.0/1                  $176,895                  $58,965
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       2/17V            11/96               6.0/3                  $415,000                  $69,167
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       1/27E            11/96               5.0/2                  $357,811                  $71,562
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       3/7U             11/96               2.5/.5                  $86,000                  $34,400
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       1/21A             1/97               4.0/1                  $200,808                  $50,202
------------------------------------------------------------------------------------------------------
       3/17V             1/97               6.0/3                  $446,000                  $74,333
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       3/27Z             1/97               3.0/1                  $113,360                  $37,787
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       1/18K             1/97               5.0/2                  $316,770                  $63,354
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       3/23H             1/97               5.0/2                  $315,076                  $63,015
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       3/18D             1/97               4.0/1                  $265,950                  $66,488
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       2/29D             1/97               4.0/1                  $280,000                  $70,000
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       3/17E             1/97               5.0/2                  $252,000                  $50,400
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       1/6M              1/97               3.0/1                  $135,204                  $45,000
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       1/31N             1/97               5.0/2                  $280,000                  $56,000
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       3/2C              2/97               3.0/1                  $120,096                  $40,032
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       2/6V              2/97               4.0/1                  $272,803                  $68,201
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       2/29A             3/97               4.0/1                  $245,226                  $61,306
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       1/30N             4/97               5.0/2                  $280,000                  $56,000
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       3/3V              4/97               4.0/1                  $223,400                  $55,850
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              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

Address: 269-10, 270-10 and 271-10 Grand Central Parkway (Subject) Floral Park, New York


----------------------------------------------------------------------------------------------------
       3/1D              4/97               4.0/1                  $195,020                  $48,755
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       2/24K             4/97               5.0/2                  $235,000                  $47,000
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       3/23Y             4/97               3.0/1                  $171,317                  $57,106
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       2/1N              4/97               4.0/1                  $189,500                  $47,375
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       2/2M              4/97               3.0/1                  $117,152                  $39,051
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       1/23A             4/97               4.0/1                  $172,000                  $43,000
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       2/23K             5/97               5.0/2                  $319,436                  $63,887
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       1/14K             5/97               5.0/2                  $252,000                  $50,400
----------------------------------------------------------------------------------------------------
       3/5S              5/97               4.0/1                  $231,368                  $57,842
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       3/3Y              5/97               3.0/1                  $138,000                  $46,000
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       3/2A              5/97               4.0/1                  $149,000                  $37,250
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       1/1K              5/97               4.0/1                  $193,256                  $48,314
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       2/28W             6/97               4.0/1                  $279,256                  $69,814
----------------------------------------------------------------------------------------------------

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

Address: 269-10, 270-10 and 271-10 Grand Central Parkway (Subject) Floral Park, New York


                                     [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                            COMPARABLE COOPERATIVE #2

Address: One-Two Bay Club Drive
         Bayside, New York


The "Bay Club" is located on 23rd Avenue and Bay Club Drive, Bayside, Queens, New York. It is approximately four miles northwest of the subject property. This is an enclosed condominium complex consisting of two (2) 22-story apartment buildings containing 630 units. Most of the units have balconies and views of Little Neck Bay and the Manhattan skyline. The complex has a health club, on-site parking, a gate house with 24 hour security, doormen and concierges. Shopping and other support facilities are in close proximity. The condition and location of this project are similar to the subject. However, the subject amenities (including on-site shopping and an 18 hole golf course) are superior to the Bay Club. We have adjusted these comparable sales upward. Listed below are the most recent market sales in this complex.

-------------------------------------------------------------------------------------------------------
      UNIT #             DATE            ROOMS/BDRMS                 PRICE                 PRICE/ ROOM
-------------------------------------------------------------------------------------------------------
        3D               9/96               4.5/2                  $300,000                  $66,000
-------------------------------------------------------------------------------------------------------
        11U              8/96               3.0/1                  $137,000                  $45,000
-------------------------------------------------------------------------------------------------------
        PHO              9/96               5.0/2                  $315,000                  $63,000
-------------------------------------------------------------------------------------------------------
        PHX             12/96                6/3                   $467,000                  $77,833
-------------------------------------------------------------------------------------------------------
        PHL             12/96               3.0/1                  $150,000                  $50,000
-------------------------------------------------------------------------------------------------------

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                        COMPARABLE COOPERATIVE #2 -Photo

Address:  One-Two Bay Club Drive
          Bayside, New York


                                    [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                            COMPARABLE COOPERATIVE #3

Address:  17-85 215th Street
          Bayside, New York


The "The Americana" is a property that is located on the east side of 215th Street, between 17th and 18th avenues, Bayside, Queens, New York. Immediately to the east of the property is the Cross Island Parkway and the Little Neck Bay. It is approximately four miles northwest of the subject property. This is 16-story, 243 unit cooperative building constructed circa 1969. This cooperative building is enclosed and shares common grounds with two other cooperative buildings which are identified as "The Versailles" and "The Seville". The three cooperative buildings are collectively referred to as "Water's Edge". Most of the units have balconies with views of Little Neck Bay and the Manhattan skyline. The complex has a health club, a below grade shopping area and doormen. Shopping and other support facilities are in close proximity. The condition and location of this project are similar to the subject. However, the subject amenities (including more extensive on-site shopping and an 18 hole golf course) are superior to this cooperative. We have adjusted these comparable sales upward. Listed below are the most recent sales in this building.

------------------------------------------------------------------------------------------------------
       UNIT #            DATE            ROOMS/BDRMS                 PRICE                 PRICE/ ROOM
------------------------------------------------------------------------------------------------------
        10J              7/96               3.0/1                   $90,000                  $30,000
------------------------------------------------------------------------------------------------------
        3K               9/96               3.0/1                   $85,000                  $28,333
------------------------------------------------------------------------------------------------------

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                            COMPARABLE COOPERATIVE #3

Address:  17-85 215th Street
          Bayside, New York

                                     [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                            COMPARABLE COOPERATIVE #4

Address:  18-05 215th Street
          Bayside, New York

The "Versailles" is a property that is located on the east side of 215th Street, between 17th and 18th avenues, Bayside, Queens, New York. Immediately to the east of the property is the Cross Island Parkway and the Little Neck Bay. It is approximately four miles northwest of the subject property. This is 16-story, 243 unit cooperative building constructed circa 1969. This cooperative building is enclosed and shares common grounds with two other cooperative buildings which are identified as "the Americana" and "the Seville". The three cooperatives are collectively referred to as "Water's Edge". Most of the units have balconies with views of Little Neck Bay and the Manhattan skyline. The complex has a health club, a below grade shopping area and doormen. Shopping and other support facilities are in close proximity. The condition and location of this project are similar to the subject. However, the subject amenities (including more extensive on-site shopping and an 18 hole golf course) are superior to this cooperative. We have adjusted these comparable sales upward. Listed below are the most recent sales in this building.

-------------------------------------------------------------------------------------------------------------
      UNIT #             DATE            ROOMS/BDRMS                 PRICE                 PRICE/ ROOM
-------------------------------------------------------------------------------------------------------------
        17K              7/97               3.0/1                  $110,000                  $36,667
-------------------------------------------------------------------------------------------------------------
        15E              7/97                4.5                   $175,000                  $38,889
-------------------------------------------------------------------------------------------------------------

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                            COMPARABLE COOPERATIVE #4

Address:  18-05 215th Street
          Bayside, New York

                                    [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                            COMPARABLE COOPERATIVE #5

Address:  One Kensington Gate
          Great Neck, New York


This a six-story, doorman, cooperative building that was constructed circa 1970. This building is located approximately six miles north of the subject. This building's amenities include a doorman, swimming pool and a built-in garage. The building is located in the Village of Kensington which is a desirable suburban neighborhood. Shopping and other support facilities are located nearby on Middle Neck Road. Although this building's location is superior to the subject its amenities are inferior to that of the subject. In addition, the building's condition is similar to that of the subject. After considering these factors, we have given these comparable sales a slight upward adjustment. Listed below are the most recent sales in this building.

--------------------------------------------------------------------------------------------------------------
      UNIT #             DATE            ROOMS/BDRMS                 PRICE                 PRICE/ ROOM
--------------------------------------------------------------------------------------------------------------
        121             11/96               5.0/2                  $260,000                  $52,000
--------------------------------------------------------------------------------------------------------------
        212             11/96               4.0/1                  $213,500                  $53,375
--------------------------------------------------------------------------------------------------------------
       PH25              9/96               5.0/2                  $283,000                  $56,600
--------------------------------------------------------------------------------------------------------------
        207              9/96               4.0/1                  $165,000                  $41,250
--------------------------------------------------------------------------------------------------------------
        210              8/96               5.0/2                  $300,000                  $60,000
--------------------------------------------------------------------------------------------------------------
        310              8/96               5.0/2                  $305,000                  $61,000
--------------------------------------------------------------------------------------------------------------
        216              2/96               4.0/1                  $182,500                  $45,625
--------------------------------------------------------------------------------------------------------------

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                            COMPARABLE COOPERATIVE #5

Address:  One Kensington Gate
          Great Neck, New York


                                    [PHOTO]

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

Analysis of Comparable Sales:

The lack of similar projects in the area made it necessary for us to expand our search to nearby comparable areas including Bayside and the Village of Kensington, Nassau County. Although the subject is owned under the cooperative form of ownership, the subject is more similar to condominium developments than to other cooperative buildings. We are aware that condominiums are held in the fee simple ownership while cooperative ownership involves shares is a cooperative. The fee simple ownership is superior since a condominium owner can rent or sell a unit without the consent of the board. In addition, a condominium has no underlying mortgage and therefore, the monthly maintenance is lower than a cooperative. The condominium sales we have utilized (The Bay Club) will establish the upper limits of market value for the subject units. The appraisers' survey revealed 59 comparable apartment sales in five different buildings including the subject complex. Except for Comparable No. 5 all sales are in high-rise, doorman, apartment buildings. Comparable No. 5 is a low-rise (six-stories) doorman, cooperative building. The sales range from 2.5 rooms (alcove studio) to 6 rooms (three bedrooms).

Excluding a below grade sale, the comparable cooperative sales included on the summary on the preceding pages range from $28,333 per room to $77,833 per room for various sized units. The comparable sales differ in terms of size and amenities (patio, country club, balconies, etc.). Market conditions have been relatively stable since roughly the beginning of 1996 and therefore no adjustment for market conditions is warranted. The most important determinants of value in the subject market are size, condition, amenities and location. Sales of apartments in raw or poor condition command prices at the bottom end of the range. Larger units in good condition with strong locations, and amenities, are priced at the high end of the range.

In the subject building the sales range from $30,000 per room to $74,333 per room. These transactions were given significant consideration in our analysis. Generally speaking, most of the comparables are similar to the subject units in terms of location and condition. The subject's amenities are superior to the amenities of the other project.

We have valued the subject unit types separately.

Studio

The subject has 22, two room studio units and 137, 2.5 room studio. In the subject complex , 2.5 room studio units have sales that range from $30,000 to $34,400 per room. There were no outside comparable studio sales.
Our estimate of market value for the subject's studio units is $32,000 per room.

One Bedroom-Three rooms

The subject has 403, three-room one bedroom units. The subject's three-room, one bedroom sales range from $37,667 per room to $58,965 per room. Outside comparable three-room, one bedroom sales range from $28,333 per room to $50,000 per room. We have placed the greatest weight on the subject's comparable sales. Our estimate of market value is $50,000 per room for the subject's three-room, one bedroom units.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

One Bedroom-Four rooms

The subject has 706, four-room, one bedroom units. The subject's four-room, one bedroom sales range from $37,250 per room to $70,000 per room. Outside comparable four-room, one bedroom sales range from $41,250 per room to $53,375 per room. We have placed the greatest weight on the subject's comparable sales. Our estimate of market value is $55,000 per room for the subject's four-room, one bedroom units.

Two Bedroom

The subject has 444, five-room, two-bedroom units and 13, seven-room, two bedroom units. The subject's two bedroom sales range from $47,000 per room to $71,562 per room. Outside comparable two bedroom sales range from $38,889 per room to $66,000 per room. We have placed the greatest weight on the subject's comparable sales. Our estimate of market value is $60,000 per room.

Three Bedroom

The subject has 104, six room, three bedroom units and six (6), eight-room, three bedroom units. The subject's three bedroom sales range from $69,167 per room to $74,333 per room. There was one outside comparable three bedroom sale for $77,833 per room. Our estimate of market value is $70,000 per room.

The market value per room for the above grade residential units have been summarized as follows

Studio Units                                                $32,000
One-bedroom (3.0  rooms)                                    $50,000
One-bedroom (4.0 rooms)                                     $55,000
Two-bedroom                                                 $60,000
Three-bedroom                                               $70,000

Arcade Residential Units

The below grade (arcade level) residential units are composed of six (6), 2 room studio units, one (1) three room one bedroom unit, and two (2) four room, two bedroom units. The only sale of an arcade unit was Unit 5, a two-room, studio unit. This unit sold in August, 1996 for $42,500 which equates to $21,250. An extensive search did not uncover any outside comparable below grade residential sales. A survey of local brokers indicate that such units should be able to be sold at 50% to 70% of the sale price of above grade units. We based on market data, our survey of local brokers and our real estate experience, we consider that the subject sale, Unit 5 in the arcade, sold at market level. Therefore, we estimate that the market sale price per room for the arcade units is $21,250.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

Occupied Apartments

The cooperative contains 295 rent stabilized apartments which have existing tenancies that hold a "Life Estate" in their individual apartments. These units cannot be sold at market value unless the tenancy moves elsewhere. Based on the appraisers data on stabilized and rent controlled apartment turnover, a 15 year turnover rate is assumed. Further it is assumed that an investor would expect a 14% return on their equity above any negative cash flow from the apartment. The appraisers utilized a typical cash flow model similar to the one on the following pages:

k(n-an)
Present Worth =(d-kn) an+i

where d= starting income
k = amount of net income dollars declining per period an = present worth of $1 per period for n periods
I = effective interest rate per dollar period

Based on this model, the appraisers have discounted the estimated market value derived for the occupied apartments (rent stabilized or controlled units). The occupied units have been discounted to 15% of vacant market value.

The summary charts depicting the rent stabilized units, as previously used in the income approach displays the discounted market value of the occupied units.

As shown on the bottom line of the chart titled "Calculation of Controlled Apartments Market Value Difference", the difference between the total market and the discounted market value for the occupied units is $60,963,400. Accordingly, this amount is subtracted from the total estimate of market value of the residential units. The adjusted market value is calculated as follows:

$414,348,009-$60,963,400 = $353,384,600 Say: $350,000,000

After a review of the comparable information, the appraisers arrived at the value conclusions presented in charts on the following pages.

The first table presented summarizes the difference between the market value and the discounted value of the rent stabilized units. A complete list of the individual units is located the addenda. The second table will show the market value of all residential units before and after the stabilization adjustment.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

      Table 1-Calculation of Controlled Apartments Market Value Difference

                                         Total         Discounted
                                  Market Value       Market Value
                                  ------------       ------------
                                   $71,404,000        $10,710,600

     Difference      $60,693,400

After a review of comparable information, the appraisers arrived at the value conclusions presented in the summary chart included below.

      Table 2- Total Market Value-Before and After Stabilization Adjustment

                                                                     Net
  No. of                                         Rms/      Total     S.F./     Total    Market      Market  Est Value          Total
  Units    Type                                  Unit      Rooms     Unit   Net/S.F.  Value/Rm  Value/Unit   /Sq. Ft.   Market Value
    1      One bed 3 rms 684 s.f.-Acd.             3         3      684          684   $21,250     $63,750    $93.20        $63,750
    1      Two bed 4 rms 712 s.f.-Acd.             4         4      712          712   $21,250     $85,000   $119.38        $85,000
    1      Two bed 5 rms 1,216 s.f.-Ard.           5         5     1216        1,216   $21,250    $106,250    $87.38       $106,250
    6      Studio 2 rms.-300 s.f.-Ard.             2        12      300        1,800   $21,250     $42,500   $141.67       $255,000
   22      Studio 2 rms.-450 s.f.                  2        44      450        9,900   $32,000     $64,000   $142.22     $1,408,000
  137      Studio 2.5 rms.-600 s.f.              2.5     342.5      600       82,200   $32,000     $80,000   $133.33    $10,960,000
  403      One bed 3 rms 700 s.f.                  3      1209      700      282,100   $50,000    $150,000   $214.29    $60,450,000
  706      One bed 4 rms 930 s.f.                  4      2824      930      656,580   $55,000    $220,000   $236.56   $155,320,000
  444      Two bed 5 rms 1,200 s.f.                5      2220     1200      532,800   $60,000    $300,000   $250.00   $133,200,000
   13      Two bed 7 rms 1,800 s.f.                7        91     1800       23,400   $60,000    $420,000   $233.33     $5,460,000
  104      Three bed 6 rms 1,350 s.f.              6       624     1350      140,400   $70,000    $420,000   $311.11    $43,680,000
    6      Three-bed 8 rms-2,000                   8        48     2000       12,000   $70,000    $560,000   $280.00     $3,360,000
-----                                                  -------             ---------                                   ------------
1,844                                                  7,426.5             1,743,792       Total Market Value          $414,348,000
                                                                                           Less Stabilized Adj.         $60,963,400
                                                                                                                       ------------
                                                                                           Adj. market Value           $353,384,600

           Before Stabilization Adj.                                                                    Round to,      $350,000,000
           -------------------------
           Gross Sellout Price/Unit:        $224,701
           Gross Sellout Price/Room          $55,793
           Gross Sellout Price/Net Sq. Ft.   $237.61
------------------------------------------------------------------------------------------------------------------------------------

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                       CONCLUSION - DIRECT SALES APPROACH:

In conclusion, the appraisers valued the 1,844 residential units at the subject based on comparison to similar unit sales in the subject area and nearby comparable areas. The sales were adjusted based on differences in size, location, amenities and condition, to arrive an estimate of value for each unit.

The table of concluded estimated market values is found on the preceding page.

After adjusting the forgoing sales with respect to size, location, and condition the appraisers have reached the following conclusion as of June 30, 1997:


            ESTIMATED MARKET VALUE BY THE DIRECT COMPARISON APPROACH:

                                  $350,000,000

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                          RECONCILIATION & CONCLUSIONS

Income Approach- Net Income:                        $20,124,264

Gross Sellout Value as a Cooperative:              $350,000,000

The value conclusions were based on the usual accepted methods of valuation and considered the property based on its current "as- is" condition.

In utilizing the Direct Market Sales Approach to value the appraisers conducted a survey of recent cooperative apartment sales in Floral Park, Bayside and the Village of Kensington (Nassau County). The purpose of this survey was to disclose pertinent sales information in buildings similar to the subject. The sales were then adjusted for the, location, amenities, condition and size. The results of this analysis indicated a total market value estimate, as of June 30, 1997, of $350,000,000.

The capitalization rate considered both the impact of mortgage financing and the return on and the return of the equity investment. It also considered a firm projection for property appreciation over an assumed holding period of ten years. The primary emphasis was placed on the mortgage equity technique.

The appraisers conducted an area survey disclosing the details of market residential rents in the subject area of Floral Park and nearby Bayside, Queens County, New York. From this survey market rents are estimated for each unit type in the subject property, indicating a potential gross apartment income of
$43,086,696. In addition, the subject also has income from the following sources; commercial space ($544,000, electricity ($118,000) the country club ($430,000) and the garage ($2,140,000). The total gross potential income is $46,318,696. From this figure the stabilized adjustment of $2,420,280 was deducted. The result is an adjusted gross potential income of $43,898,416. A vacancy and credit loss allowance of 4+/-% ($1,760,000) is deducted yielding an effective gross income of $42,138,416. Estimated annual expenses in the amount of ($22,014,152) are deducted resulting in a net operating income of $20,124,264.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                       CERTIFICATE OF MARKETABILITY STUDY

We certify that, to the best of our knowledge and belief:

o    The statements of fact contained in this report are true and correct.

o The reported analyses, opinions and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions and conclusions.

o We do not have present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

o Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

o Our analysis, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute and in accordance with the standards and reporting requirements of the Federal Home Loan Bank Board.

o The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

o D. Robert Hedrick and Joesph E. Petrocine have made personal inspections of the property that is the subject of this report.

o No other individuals provided significant professional assistance to the persons signing this report.

o As of the date of this report, D. Robert Hedrick and Joseph E. Petrocine have completed the requirements of the continuing education program of the Appraisal Institute and the professional licenses associated with their credentials.

o The reproduction of this marketability study without the prior written permission of Mr. Joseph E. Petrocine is prohibited.


June 30, 1997

/s/ D. Robert Hedrick                      /s/ Joseph E. Petrocine
---------------------------------          -------------------------------------
D. Robert Hedrick, MAI, Associate          Joseph E. Petrocine, MAI, Director
New York Certification #46-11150           New York Certification #46-3743
                                           New Jersey Certified General #RG01814

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                      QUALIFICATIONS OF JOSEPH E. PETROCINE

EDUCATION

  Bernard M. Baruch College, The City University of New York
  Degree:  Bachelor of Business Administration - 1976
  Major:   Quantitative Management/Finance

PROFESSIONAL MEMBERSHIPS & REAL ESTATE LICENSES

  Member of the Appraisal Institute
  New York State Certified General Appraiser #4060 0000 3743
  New York State Real Estate Broker
  Florida State Real Estate Broker
  Member of the American Management Association

EXPERIENCE

Active in the real estate business for 16 years; including sales, leasing, financing and property management. Active as a full time real estate appraiser since 1983 working in the fee appraisal business and also as a bank staff appraiser. While working at various banks, responsibilities included feeing out work, reviewing appraisals, assisting real estate workout personnel, analyzing problem loans and preparing internal appraisals. Other experience involved reviewing new loan submissions and preparing work-ups for commercial mortgages. FDIC bank merger experience involved the review of complete loan portfolios and the due diligence process associated with bank mergers relative to the rating and assimilation of the commercial real estate loans.

EMPLOYMENT HISTORY

1995-Present    Regional Appraisal Associates                 Director, Vice President

1994-1995       Brown, Harris, Stevens Inc.                   Chief Appraiser/Marketing Director

1993-1994       Principal                                     Appraising & Consulting Services

1992-1993       Emigrant Savings Bank                         Vice President/Real Estate
                New York, New York                            Appraiser/Loan Officer

1987-1991       The Bank of New York                          Assistant Vice President
                New York, New York                            Real Estate Appraiser

1985-1987       Wm. A. White/Tishman Inc.                     Appraiser/Consultant
                New York, New York                            Responsible for narrative
                                                              appraisals on commercial properties.

1983-1985       Dorman & Wilson Inc.                          Staff Appraiser
                & Howard Jackson Assoc.

1976-1982       Real Estate Sales                             Residential & commercial sales and
                                                              property management.

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                                Qualifications of
                             D. Robert Hedrick, MAI
                              47-06 Skillman Avenue
                            Sunnyside, New York 11104

EDUCATION

                  Appraisal Institute
                  Courses and Requirements successfully completed:
                  ------------------------------------------------
1995              Passing Grade on the Comprehensive Examination
1995              Demonstration Report on an Income Producing Property
1994              Report Writing and Valuation Analysis
1993              Standards of Professional Practice Parts A and B
1993              Advanced Applications
1988              Capitalization Theory & Techniques Part A
1988              Capitalization Theory & Techniques Part B
1987              Real Estate Appraisal Principles
1987              Basic Valuation Techniques
1980              Queens College, Flushing, New York
Degree            Bachelor of Arts, Economics/Accounting

EMPLOYMENT HISTORY:
1/95 to
Present           Regional Appraisal Services, 300 E. 42nd Street, New York, NY

                  Staff Appraiser
                  Preparing narrative appraisals of special-purpose, residential and income-producing properties to determine market value. These reports are used for mortgages, settlement of estates, real estate tax certiorari actions and condemnation cases.

11/90 to 12/94    Goodman-Marks Associates, Inc., 167 Willis Avenue, Mineola, NY

                  Staff Appraiser
                  Preparing narrative appraisals of special-purpose, residential and income-producing properties to determine market value. These reports are used for mortgages, settlement of estates, real estate tax certiorari actions and condemnation cases.

3/89 to 11/90

                  Bowery Mortgage Bank, 110 E. 42nd Street, NY, NY

                  Staff Appraiser
                  Preparing appraisals of residential properties to determine market value. These appraisals are used for mortgage purposes.

5/86 to 2/89      Jack Ciotta Associates, Ridgewood, New York

                  Fee Appraiser
                  Preparing   residential   and   commercial   and   residential
                  properties to determine market value. These appraisals are used for mortgage purposes.

PROFESSIONAL
AFFILIATION       Appraisal Institute-MAI Designation No. 11,064
LICENSES          Certified General Real Estate Appraiser,  New York Certificate
                  No. 4611150

              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

                                     ADDENDA



              Regional Appraisal Associates 300 East 42nd Street,
                   New York, New York 10017 o (212) 599-0004

Regional Appraisal Associates                              o Valuation
300 East 42nd Street                                       o Consulting
New York, New York 10017                                   o Feasibility Studies
(212) 599-0004  Fax: (212) 697-5526                        o Estates
         June 4, 1997

Mr. John B. Kessler, Vice President
Morgan Stanley & Co., Incorporated
1585 Broadway
New York, New York 10036

RE:  269-10, 270-10 and 271-10 Grand Central Parkway
     North Shore Towers Apartments Incoporated and Subsidiary
     Floral Park, New York 11005
     ---------------------------------------------------------------------------

Dear Mr. Kessler:

This letter is to confirm my recent conversations with you as real estate advisor invoved with the analysis of the above identified asset. As we have outlined in our conversation, you are interested in employing Regional Appraisal Associates to prepare a market analysis for the above identified property. The subject comprises three high-rise cooperative apartment buildings containing 1,844 (plus minus sign) apartments. The subject comprises three high-rise cooperative apartment building. The buildings are 33 stories and include sub-terrain parking garages. The cooperative is reported to be 80% sold. It is located in the eastern section of Queens County, Floral Park, City and State of New York.

The purpose of this market study is to estimate the reasonable market rent and gross-out values applicable to the various apartments, professional spaces and/or commercial spaces in the subject buildings. This market analysis will be used to assist Morgan Stanley with the decision process and efforts to acquire the underlying mortgage on the subject property in the amount of approximately $71,000,000. The report will be addressed to you and it will be prepared in a format that is acceptable and conforms to the requirements of Morgan Stanley & Co. Incorporated. The format will be a narrative market study with the scope as outlined below.

You have indicated our inspection and research of the property will need to be handled discreetly. In this regard we will communicate with you before contacting the management company or any of the board members. Generally, we inspect the buildings from the exterior and interior, from the basement to the roof. We also inspect enough apartments so that we have a good feel for the various apartment layout in each building. You direction will be required, if this is acceptable or not. We will analyze and list all apartment floors plans and set-up same in a chart format. The concentration of our study will focus on the collection of market data of rented apartments (sublets) and sales (sold cooperative units) both within the subject and in nearby competitive properties. This information will be reviewed, analyzed and generally compared to the subject. An estimate of the appropriate market rent and applicable gross-sellout value per unit will be developed in our study. No property market value conclusions will be made in the income capitalization or sales comparison sections of this market study. However, an expense analysis and history of the subject's expenses as a cooperative will be presented in our report. The date of this study will be the date of the property inspection. We will make every effort to complete this market study within two and one half (2.5) weeks from the time we receive all information relative to this assignment, receive authorization from you to start this job and confirm a property inspection date. Assuming we received all information and confirm our inspection date by June 25, 1997, the completed report will be delivered to Morgan Stanley on/or about July 10. We are aware that time is of the essence in this transaction and will make every effort to complete this study in a timely manner. In the event data and information is slow in coming to us, we will apprise you of any anticipated delay. Generally, should this happen we will accommodate you by distributing completed components of the report to facilitate your efforts and study deadlines. Also, you have indicated that a DRAFT is required prior to our completing the final report. This would not be a problem and a draft will be delivered as we approach the completion date.

Our fee for this assignment will be $6,500. The fee does not include future updates, valuations under different assumptions, court appearances or testimony with regard to the conclusions. Also, the fee is not contingent upon the value reported or any actions or events resulting from the appraisal. The fee will be credited toward additional study should you determine that a full APPRAISAL is required. This study and the data contained therein would be useful in an appraisal for a period of six months.

This market study will be prepared in conformity with the Code of Ethics and Standards of Professional Practice of the Appraisal Institute and in compliance with the Uniform Standards of Professional Appraisal Practice (USPAP), as published by the Appraisal Foundation. Should an appraisal result at a future date, it would be prepared in compliance with the Appraisal Standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA).

o Prior to commencing this study we will require the name of the management company and person to contact for assistance with the property inspection assuming an inspection is permitted

If the foregoing is agreeable to you your authorization will be needed in order for us to proceed. For fax communication please use #(212) 697-5526. My phone number is (212) 599-0004. We look forward to working with you and Morgan Stanley and again thank you for this opportunity to be of service to you.

Sincerely,

/s/ Joseph E. Petrocine
-------------------------
Joseph E. Petrocine, MAI
Director

Accepted and agreed to

BY: /s/ Cecilia Tarrant                                            Date: 6/24/97
   ----------------------------
   Cecilia Tarrant, Vice President
   Morgan Stanley & Co. Incorporated, 1585 Broadway
   New York, New York 10036

              Regional Appraisal Associates 300 East 42nd Street,
                    New York, New York 10017 o (212) 599-0004

                          Market Value-Rent Stab. Units


                                  Area Room    Market         Total   Discounted
               Unit   Type       Sq. Ft. ount Value/Rm Market Value Market Value

No. of                            Area   Rm   Monthly        Market      Market
Units Building Unit   Type       (S.F.)  Ct  Stab. Rent     Rent/Rm        Rent
----- -------- ----   ----       ------  --  ----------     -------        ----
   1     1     8A     One-bed      930    4    $1,117        $467       $1,870
   2     1     9A     One-bed      930    4    $1,105        $467       $1,870
   3     1     12A    One-bed      930    4    $1,170        $467       $1,870
   4     1     16A    One-bed      930    4    $1,324        $467       $1,870
   5     1     26A    One-bed      930    4    $1,091        $467       $1,870
   6     1     27A    One-bed      930    4    $1,308        $467       $1,870
   7     1     31A    One-bed      930    4    $1,259        $467       $1,870
   8     1     15B    One-bed      930    4    $1,080        $467       $1,870
   9     1     16B    One-bed      930    4    $1,124        $467       $1,870
  10     1     21B    One-bed      930    4    $1,394        $467       $1,870
  11     1     31B    One-bed      930    4    $1,095        $467       $1,870
  12     1     2D     One-bed      930    4    $1,223        $467       $1,870
  13     1     7D     One-bed      930    4    $1,224        $467       $1,870
  14     1     10D    One-bed      930    4    $1,273        $467       $1,870
  15     1     16D    Two-bed     1200    5    $1,738        $467       $2,340
  16     1     18D    Two-bed     1200    5    $1,703        $500       $2,500
  17     1     23D    Two-bed     1200    5    $1,582        $500       $2,500
  18     1     26D    Two-bed     1200    5    $1,613        $500       $2,500
  19     1     33D    Two-bed     1200    5    $1,700        $500       $2,500
  20     1     2E     One-bed      930    4    $1,140        $467       $1,870
  21     1     4E     One-bed      930    4    $1,152        $467       $1,870
  22     1     6E     One-bed      930    4    $1,499        $467       $1,870
  23     1     9E     One-bed      930    4    $1,264        $467       $1,870
  24     1     11E    Two-bed     1200    5    $1,662        $500       $2,500
  25     1     15E    Two-bed     1200    5    $1,737        $500       $2,500
  26     1     18E    Two-bed     1200    5    $1,601        $500       $2,500
  27     1     20E    Two-bed     1200    5    $1,637        $500       $2,500
  28     1     24E    Two-bed     1200    5    $1,974        $500       $2,500
  29     1     25E    Two-bed     1200    5    $1,922        $500       $2,500
  30     1     2F     One-bed      700    3    $  758        $467       $1,400
  31     1     3F     One-bed      700    3    $  735        $467       $1,400
  32     1     4F     One-bed      700    3    $  749        $467       $1,400
  33     1     5F     One-bed      700    3    $  791        $467       $1,400
  34     1     2G     One-bed      930    4    $1,401        $467       $1,870
  35     1     5G     One-bed      930    4    $1,179        $467       $1,870
  36     1     9G     One-bed      930    4    $1,299        $467       $1,870
  37     1     19G    Two-bed     1200    5    $1,656        $500       $2,500

                          Market Value-Rent Stab. Units

  38     1     26G    Two-bed     1200    5    $1,528        $500       $2,500
  39     1     7H     One-bed      930    4    $1,246        $467       $1,870
  40     1     9H     One-bed      930    4    $1,299        $467       $1,870
  41     1     23H    Two-bed     1200    5    $1,510        $500       $2,500
  42     1     26H    Two-bed     1200    5    $1,528        $500       $2,500
  43     1     28H    Two-bed     1200    5    $1,692        $500       $2,500
  44     1     3J     One-bed      700    3    $1,010        $467       $1,400
  45     1     4J     One-bed      700    3    $  846        $467       $1,400
  46     1     8K     One-bed      930    4    $1,294        $467       $1,870
  47     1     10K    One-bed      930    4    $1,255        $467       $1,870
  48     1     12K    Two-bed     1200    5    $1,593        $500       $2,500
  49     1     20K    Two-bed     1200    5    $1,736        $500       $2,500
  50     1     22K    Two-bed     1200    5    $1,666        $500       $2,500
  51     1     1L     One-bed      930    4    $1,192        $467       $1,870
  52     1     4L     One-bed      930    4    $1,342        $467       $1,870
  53     1     9L     One-bed      930    4    $1,289        $467       $1,870
  54     1     17L    Two-bed     1200    5    $1,657        $500       $2,500
  55     1     20L    Two-bed     1200    5    $1,576        $500       $2,500
  56     1     21L    Two-bed     1200    5    $1,705        $500       $2,500
  57     1     25L    Two-bed     1200    5    $1,554        $500       $2,500
  58     1     1M     One-bed      700    3    $  627        $467       $1,400
  59     1     3M     One-bed      700    3    $  775        $467       $1,400
  60     1     5M     One-bed      700    3    $  963        $467       $1,400
  61     1     6N     One-bed      930    4    $1,380        $467       $1,870
  62     1     8N     One-bed      930    4    $1,296        $467       $1,870
  63     1     11N    Two-bed     1200    5    $1,628        $500       $2,500
  64     1     12N    Two-bed     1200    5    $1,733        $500       $2,500
  65     1     16N    Two-bed     1200    5    $1,375        $500       $2,500
  66     1     21N    Two-bed     1200    5    $1,803        $500       $2,500
  67     1     24N    Two-bed     1200    5    $1,803        $500       $2,500
  68     1     25N    Two-bed     1200    5    $1,737        $500       $2,500
  69     1     5O     One-bed      930    4    $1,333        $467       $1,870
  70     1     14O    Two-bed     1200    5    $1,789        $500       $2,500
  71     1     16O    Two-bed     1200    5    $1,855        $500       $2,500
  72     1     21O    Two-bed     1200    5    $1,859        $500       $2,500
  73     1     24O    Two-bed     1200    5    $1,646        $500       $2,500
  74     1     27O    Two-bed     1200    5    $1,613        $500       $2,500
  75     1     4P     One-bed      700    3    $  986        $467       $1,400
  76     1     27Q    One-bed      700    3    $1,080        $467       $1,400
  77     1     1R     One-bed      700    3    $  636        $467       $1,400
  78     1     14R    One-bed      930    4    $1,074        $467       $1,870
  79     1     21R    One-bed      930    4    $  951        $467       $1,870

                          Market Value-Rent Stab. Units

  80     1     26R    One-bed      930    4    $1,533        $467       $1,870
  81     1     27R    One-bed      930    4    $1,000        $467       $1,870
  82     1     29R    One-bed      930    4    $1,053        $467       $1,870
  83     1     2S     One-bed      930    4    $  935        $467       $1,870
  84     1     3S     One-bed      930    4    $1,042        $467       $1,870
  85     1     9S     One-bed      930    4    $1,071        $467       $1,870
  86     1     12S    One-bed      930    4    $1,193        $467       $1,870
  87     1     18S    One-bed      930    4    $1,202        $467       $1,870
  88     1     19S    One-bed      930    4    $1,109        $467       $1,870
  89     1     26S    One-bed      930    4    $1,230        $467       $1,870
  90     1     27S    One-bed      930    4    $1,249        $467       $1,870
  91     1     5T     One-bed      700    3    $  981        $467       $1,400
  92     1     6T     One-bed      700    3    $  924        $467       $1,400
  93     1     19T    One-bed      700    3    $  932        $467       $1,400
  94     1     32T    One-bed      700    3    $1,119        $467       $1,400
  95     1     3V     One-bed      930    4    $1,134        $467       $1,870
  96     1     12V    Three-bed    1,350  6    $1,602        $525       $3,150
  97     1     1W     One-bed      930    4    $1,098        $467       $1,870
  98     1     5W     One-bed      930    4    $1,351        $467       $1,870
  99     1     4Y     One-bed      700    3    $1,193        $467       $1,400
  100    1     10Y    One-bed      700    3    $  864        $467       $1,400
  101    2     1A     One-bed      930    4    $  900        $467       $1,870
  102    2     25A    One-bed      930    4    $1,050        $467       $1,870
  103    2     28A    One-bed      930    4    $1,432        $467       $1,870
  104    2     PHA    Three-bed    2,000  8    $4,037        $525       $4,200
  105    2     2B     One-bed      700    3    $  694        $467       $1,400
  106    2     3B     One-bed      700    3    $  697        $467       $1,400
  107    2     17B    One-bed      930    4    $1,007        $467       $1,870
  108    2     3C     One-bed      700    3    $  756        $467       $1,400
  109    2     6C     One-bed      700    3    $  741        $467       $1,400
  110    2     7C     One-bed      700    3    $  744        $467       $1,400
  111    2     4D     One-bed      930    4    $1,193        $467       $1,870
  112    2     7D     One-bed      930    4    $1,237        $467       $1,870
  113    2     8D     One-bed      930    4    $1,393        $467       $1,870
  114    2     11D    Two-bed     1200    5    $1,860        $500       $2,500
  115    2     16D    Two-bed     1200    5    $1,822        $500       $2,500
  116    2     19D    Two-bed     1200    5    $1,773        $500       $2,500
  117    2     21D    Two-bed     1200    5    $1,869        $500       $2,500
  118    2     4E     One-bed      930    4    $1,441        $467       $1,870
  119    2     22E    Two-bed     1200    5    $1,338        $500       $2,500
  120    2     28E    Two-bed     1200    5    $1,337        $500       $2,500
  121    2     7F     One-bed      700    3    $  995        $467       $1,400

                          Market Value-Rent Stab. Units

  122    2     9F     One-bed      700    3    $  971        $467       $1,400
  123    2     10F    One-bed      700    3    $  818        $467       $1,400
  124    2     6G     One-bed      930    4    $1,589        $467       $1,870
  125    2     7G     One-bed      930    4    $1,294        $467       $1,870
  126    2     12G    Two-bed     1200    5    $1,463        $500       $2,500
  127    2     15G    Two-bed     1200    5    $1,473        $500       $2,500
  128    2     19G    Two-bed     1200    5    $1,643        $500       $2,500
  129    2     22G    Two-bed     1200    5    $1,728        $500       $2,500
  130    2     25G    Two-bed     1200    5    $1,257        $500       $2,500
  131    2     5H     One-bed      930    4    $1,268        $467       $1,870
  132    2     6H     One-bed      930    4    $1,382        $467       $1,870
  133    2     19H    Two-bed     1200    5    $1,625        $500       $2,500
  134    2     29H    Two-bed     1200    5    $1,562        $500       $2,500
  135    2     7J     One-bed      700    3    $  958        $467       $1,400
  136    2     12K    Two-bed     1200    5    $1,606        $500       $2,500
  137    2     15K    Two-bed     1200    5    $1,447        $500       $2,500
  138    2     16K    Two-bed     1200    5    $1,458        $500       $2,500
  139    2     21K    Two-bed     1200    5    $1,680        $500       $2,500
  140    2     1L     One-bed      930    4    $1,329        $467       $1,870
  141    2     2L     One-bed      930    4    $1,068        $467       $1,870
  142    2     3L     One-bed      930    4    $1,080        $467       $1,870
  143    2     9L     One-bed      930    4    $1,321        $467       $1,870
  144    2     14L    Two-bed     1200    5    $1,741        $500       $2,500
  145    2     21L    Two-bed     1200    5    $1,429        $500       $2,500
  146    2     28L    Two-bed     1200    5    $1,333        $500       $2,500
  147    2     30L    Two-bed     1200    5    $1,352        $500       $2,500
  148    2     33L    Two-bed     1200    5    $1,526        $500       $2,500
  149    2     7M     One-bed      700    3    $  782        $467       $1,400
  150    2     4N     One-bed      930    4    $1,270        $467       $1,870
  151    2     12N    Two-bed     1200    5    $2,191        $500       $2,500
  152    2     22N    Two-bed     1200    5    $1,963        $500       $2,500
  153    2     30N    Two-bed     1200    5    $1,477        $500       $2,500
  154    2     4O     One-bed      930    4    $1,269        $467       $1,870
  155    2     21O    Two-bed     1200    5    $1,746        $500       $2,500
  156    2     22O    Two-bed     1200    5    $2,019        $500       $2,500
  157    2     28O    Two-bed     1200    5    $2,107        $500       $2,500
  158    2     1P     One-bed      700    3    $  900        $467       $1,400
  159    2     3P     One-bed      700    3    $  928        $467       $1,400
  160    2     5R     One-bed      700    3    $  746        $467       $1,400
  161    2     11R    One-bed      930    4    $1,098        $467       $1,870
  162    2     15R    One-bed      930    4    $1,111        $467       $1,870
  163    2     24R    One-bed      930    4    $1,028        $467       $1,870

                          Market Value-Rent Stab. Units

   164    2    2S     One-bed        930   4   $1,181        $467       $1,870
   165    2    5S     One-bed        930   4   $1,147        $467       $1,870
   166    2    8S     One-bed        930   4   $1,217        $467       $1,870
   167    2    9S     One-bed        930   4   $1,168        $467       $1,870
   168    2    15S    One-bed        930   4   $  990        $467       $1,870
   169    2    23S    One-bed        930   4   $1,152        $467       $1,870
   170    2    29S    One-bed        930   4   $1,240        $467       $1,870
   171    2    33S    One-bed        930   4   $1,253        $467       $1,870
   172    2    26T    One-bed        700   3   $1,105        $467       $1,400
   173    2    27T    One-bed        700   3   $  925        $467       $1,400
   174    2    2V     One-bed        930   4   $1,136        $467       $1,870
   175    2    7V     One-bed        930   4   $1,406        $467       $1,870
   176    2    10V    One-bed        930   4   $1,440        $467       $1,870
   177    2    14V    Three-bed    1,350   6   $1,726        $525       $3,150
   178    2    18V    Three-bed    1,350   6   $1,880        $525       $3,150
   179    2    20V    Three-bed    1,350   6   $1,927        $525       $3,150
   180    2    6W     One-bed        930   4   $1,396        $467       $1,870
   181    2    7W     One-bed        930   4   $1,453        $467       $1,870
   182    2    16W    Three-bed    1,350   6   $1,665        $525       $3,150
   183    2    19W    Three-bed    1,350   6   $1,719        $525       $3,150
   184    2    26W    Three-bed    1,350   6   $2,250        $525       $3,150
   185    2    27W    One-bed        930   4   $1,554        $467       $1,870
   186    2    11Y    One-bed        700   3   $1,009        $467       $1,400
   187    2    16Y    One-bed        700   3   $  949        $467       $1,400
   188    2    25Y    One-bed        700   3   $1,136        $467       $1,400
   189    3    3A     One-bed        930   4   $1,145        $467       $1,870
   190    3    5A     One-bed        930   4   $1,000        $467       $1,870
   191    3    8A     One-bed        930   4   $1,043        $467       $1,870
   192    3    12A    One-bed        930   4   $1,374        $467       $1,870
   193    3    17A    One-bed        930   4   $1,070        $467       $1,870
   194    3    23A    One-bed        930   4   $1,363        $467       $1,870
   195    3    24A    One-bed        930   4   $1,268        $467       $1,870
   196    3    27A    One-bed        930   4   $1,379        $467       $1,870
   197    3    9B     Studio         600 2.5   $1,145        $500       $1,250
   198    3    18B    One-bed        930   4   $1,162        $467       $1,870
   199    3    22B    One-bed        930   4   $1,218        $467       $1,870
   200    3    5C     One-bed        700   3   $1,089        $467       $1,400
   201    3    17C    Studio         450   2   $  690        $500       $1,000
   202    3    25C    One-bed        700   3   $  936        $467       $1,400
   203    3    8D     One-bed        930   4   $1,587        $467       $1,870
   204    3    22D    One-bed        930   4   $1,700        $467       $1,870
   205    3    24D    Two-bed       1200   5   $2,032        $500       $2,500

                          Market Value-Rent Stab. Units

   206    3    25D    One-bed        930   4   $1,706        $467       $1,870
   207    3    30D    One-bed        930   4   $1,515        $467       $1,870
   208    3    2E     One-bed        930   4   $1,177        $467       $1,870
   209    3    6E     One-bed        930   4   $1,353        $467       $1,870
   210    3    15E    Two-bed       1200   5   $1,716        $500       $2,500
   211    3    21E    Two-bed       1200   5   $1,728        $500       $2,500
   212    3    28E    Two-bed       1200   5   $1,645        $500       $2,500
   213    3    33E    Two-bed       1200   5   $1,796        $500       $2,500
   214    3    2F     One-bed        700   3   $  826        $467       $1,400
   215    3    7G     One-bed        930   4   $1,280        $467       $1,870
   216    3    8G     One-bed        930   4   $1,171        $467       $1,870
   217    3    15G    Two-bed       1200   5   $1,596        $500       $2,500
   218    3    20G    Two-bed       1200   5   $1,614        $500       $2,500
   219    3    22G    One-bed        930   4   $1,343        $467       $1,870
   220    3    23G    Two-bed       1200   5   $1,582        $500       $2,500
   221    3    27G    Two-bed       1200   5   $1,650        $500       $2,500
   222    3    30G    Two-bed       1200   5   $1,566        $500       $2,500
   223    3    31G    Two-bed       1200   5   $1,518        $500       $2,500
   224    3    32G    Two-bed       1200   5   $1,600        $500       $2,500
   225    3    33G    Two-bed       1200   5   $1,918        $500       $2,500
   226    3    7H     One-bed        930   4   $1,210        $467       $1,870
   227    3    10H    One-bed        930   4   $1,245        $467       $1,870
   228    3    14H    Two-bed       1200   5   $1,623        $500       $2,500
   229    3    22H    Two-bed       1200   5   $1,632        $500       $2,500
   230    3    30H    Two-bed       1200   5   $2,084        $500       $2,500
   231    3    12K    Two-bed       1200   5   $1,693        $500       $2,500
   232    3    23K    Two-bed       1200   5   $1,512        $500       $2,500
   233    3    30K    Two-bed       1200   5   $1,794        $500       $2,500
   234    3    3L     One-bed        930   4   $1,172        $467       $1,870
   235    3    8L     One-bed        930   4   $1,357        $467       $1,870
   236    3    9L     One-bed        930   4   $1,229        $467       $1,870
   237    3    11L    Two-bed       1200   5   $1,590        $500       $2,500
   238    3    14L    Two-bed       1200   5   $1,622        $500       $2,500
   239    3    16L    Two-bed       1200   5   $1,611        $500       $2,500
   240    3    21L    Two-bed       1200   5   $1,494        $500       $2,500
   241    3    28L    Two-bed       1200   5   $1,530        $500       $2,500
   242    3    5N     One-bed        930   4   $1,352        $500       $2,000
   243    3    6N     One-bed        930   4   $1,268        $467       $1,870
   244    3    12N    Two-bed       1200   5   $1,628        $500       $2,500
   245    3    14N    Two-bed       1200   5   $1,873        $500       $2,500
   246    3    16N    Two-bed       1200   5   $1,741        $500       $2,500
   247    3    21N    Two-bed       1200   5   $1,656        $500       $2,500

                          Market Value-Rent Stab. Units

   248    3    26N    Two-bed       1200   5   $1,822        $500       $2,500
   249    3    3O     One-bed        930   4   $1,346        $467       $1,870
   250    3    5O     One-bed        930   4   $1,466        $467       $1,870
   251    3    6O     One-bed        930   4   $1,215        $467       $1,870
   252    3    7O     One-bed        930   4   $1,567        $467       $1,870
   253    3    11O    Two-bed       1200   5   $1,710        $500       $2,500
   254    3    17O    Two-bed       1200   5   $1,710        $500       $2,500
   255    3    21O/P  Three-bed    1,350   6   $2,054        $525       $3,150
   256    3    29O    One-bed        930   4   $1,751        $467       $1,870
   257    3    32O    One-bed        930   4   $1,392        $467       $1,870
   258    3    2P     One-bed        700   3   $  797        $467       $1,400
   259    3    6P     One-bed        700   3   $  897        $467       $1,400
   260    3    27P    One-bed        700   3   $1,310        $467       $1,400
   261    3    27Q    One-bed        700   3   $  834        $467       $1,400
   262    3    14R    One-bed        930   4   $1,141        $467       $1,870
   263    3    2S     One-bed        930   4   $1,257        $467       $1,870
   264    3    18S    One-bed        930   4   $1,209        $467       $1,870
   265    3    25S    One-bed        930   4   $1,283        $467       $1,870
   266    3    27S    One-bed        930   4   $1,286        $467       $1,870
   267    3    28S    One-bed        930   4   $1,188        $467       $1,870
   268    3    2T     One-bed        700   3   $1,320        $467       $1,400
   269    3    10T    One-bed        700   3   $1,063        $467       $1,400
   270    3    15T    One-bed        700   3   $  990        $467       $1,400
   271    3    16T    One-bed        700   3   $  972        $467       $1,400
   272    3    3U     One-bed        700   3   $  975        $467       $1,400
   273    3    1V     One-bed        930   4   $1,469        $467       $1,870
   274    3    2V     One-bed        930   4   $1,174        $467       $1,870
   275    3    4V     One-bed        930   4   $1,362        $467       $1,870
   276    3    7V     One-bed        930   4   $1,306        $467       $1,870
   277    3    8V     One-bed        930   4   $1,487        $467       $1,870
   278    3    11V    Three-bed    1,350   6   $1,761        $525       $3,150
   279    3    14V    Three-bed    1,350   6   $1,839        $525       $3,150
   280    3    16V    Three-bed    1,350   6   $1,773        $525       $3,150
   281    3    27V    One-bed        930   4   $1,257        $467       $1,870
   282    3    4W     One-bed        930   4   $1,274        $467       $1,870
   283    3    5W     One-bed        930   4   $1,237        $467       $1,870
   284    3    6W     One-bed        930   4   $1,331        $467       $1,870
   285    3    11W    Three-bed    1,350   6   $1,714        $525       $3,150
   286    3    23W    Three-bed    1,350   6   $2,211        $525       $3,150
   287    3    28W    One-bed        930   4   $1,570        $467       $1,870
   288    3    29W    One-bed        930   4   $1,680        $467       $1,870
   289    3    33W    Three-bed    1,350   6   $2,226        $525       $3,150

                          Market Value-Rent Stab. Units

   290    3    1Y     One-bed        700   3   $  637        $467       $1,400
   291    3    4Y     One-bed        700   3   $  833        $467       $1,400
   292    3    6Y     One-bed        700   3   $  98l        $467       $1,400
   293    3    17Y    One-bed        700   3   $  990        $467       $1,400
   294    3    30Y    One-bed        700   3   $1,120        $467       $1,400
   295    3    25Z    One-bed        700   3   $  766        $467       $1,400
                                               ------                   ------

                             Monthly Rent    $401,900                 $603,590
                             No. of Months         12                       12
                                                   --                       --
                              Annual Rent  $4,822,800               $7,243,080

                               Difference  $2,420,280

                          Market Value-Rent Stab. Units

calculation of controlled apartment value market difference

 No. of                  Area       Room   Market        Total       Discounted
 Units  Unit  Type      Sq. Ft.     Count  Value/Rm   Market Value  Market Value
 -----  ----  ----      -------     -----  --------   ------------  ------------
   1    8A    One-bed      930        4    $55,000      $220,000        $33,000
   2    9A    One-bed      930        4    $55,000      $220,000        $33,000
   3    12A   One-bed      930        4    $55,000      $220,000        $33,000
   4    16A   One-bed      930        4    $55,000      $220,000        $33,000
   5    26A   One-bed      930        4    $55,000      $220,000        $33,000
   6    27A   One-bed      930        4    $55,000      $220,000        $33,000
   7    31A   One-bed      930        4    $55,000      $220,000        $33,000
   8    15B   One-bed      930        4    $55,000      $220,000        $33,000
   9    16B   One-bed      930        4    $55,000      $220,000        $33,000
  10    21B   One-bed      930        4    $55,000      $220,000        $33,000
  11    31B   One-bed      930        4    $55,000      $220,000        $33,000
  12    2D    One-bed      930        4    $55,000      $220,000        $33,000
  13    7D    One-bed      930        4    $55,000      $220,000        $33,000
  14    10D   One-bed      930        4    $55,600      $220,000        $33,000
  15    16D   Two-bed     1200        5    $60,000      $300,000        $45,000
  16    18D   Two-bed     1200        5    $60,000      $300,000        $45,000
  17    23D   Two-bed     1200        5    $60,000      $300,000        $45,000
  18    26D   Two-bed     1200        5    $60,000      $300,000        $45,000
  19    33D   Two-bed     1200        5    $60,000      $300,000        $45,000
  20    2E    One-bed      930        4    $55,000      $220,000        $33,000
  21    4E    One-bed      930        4    $55,000      $220,000        $33,000
  22    6E    One-bed      930        4    $55,000      $220,000        $33,000
  23    9E    One-bed      930        4    $55,000      $220,000        $33,000
  24    11E   Two-bed     1200        5    $60,000      $300,000        $45,000
  25    15E   Two-bed     1200        5    $60,000      $300,000        $45,000
  26    18E   Two-bed     1200        5    $60,000      $300,000        $45,000
  27    20E   Two-bed     1200        5    $60,000      $300,000        $45,000
  28    24E   Two-bed     1200        5    $60,000      $300,000        $45,000
  29    25E   Two-bed     1200        5    $60,000      $300,000        $45,000
  30    2F    One-bed      700        3    $50,000      $150,000        $22,500
  31    3F    One-bed      700        3    $50,000      $150,000        $22,500
  32    4F    One-bed      700        3    $50,000      $150,000        $22,500
  33    5F    One-bed      700        3    $50,000      $150,000        $22,500
  34    2G    One-bed      930        4    $55,000      $220,000        $33,000
  35    5G    One-bed      930        4    $55,000      $220,000        $33,000
  36    9G    One-bed      930        4    $55,000      $220,000        $33,000
  37    19G   Two-bed     1200        5    $60,000      $300,000        $45,000
  38    26G   Two-bed     1200        5    $60,000      $300,000        $45,000

                         Market Value-Rent Stab. Units

  39    7H    One-bed      930        4    $55,000      $220,000        $33,000
  40    9H    One-bed      930        4    $55,000      $220,000        $33,000
  41    23H   Two-bed     1200        5    $60,000      $300,000        $45,000
  42    26H   Two-bed     1200        5    $60,000      $300,000        $45,000
  43    28H   Two-bed     1200        5    $60,000      $300,000        $45,000
  44    3J    One-bed      700        3    $50,000      $150,000        $22,500
  45    4J    One-bed      700        3    $50,000      $150,000        $22,500
  46    8K    One-bed      930        4    $55,000      $220,000        $33,000
  47    10K   One-bed      930        4    $55,000      $220,000        $33,000
  48    12K   Two-bed     1200        5    $60,000      $300,000        $45,000
  49    20K   Two-bed     1200        5    $60,000      $300,000        $45,000
  50    22K   Two-bed     1200        5    $60,000      $300,000        $45,000
  51    1L    One-bed      930        4    $55,000      $220,000        $33,000
  52    4L    One-bed      930        4    $55,000      $220,000        $33,000
  53    9L    One-bed      930        4    $55,000      $220,000        $33,000
  54    17L   Two-bed     1200        5    $60,000      $300,000        $45,000
  55    20L   Two-bed     1200        5    $60,000      $300,000        $45,000
  56    21L   Two-bed     1200        5    $60,000      $300,000        $45,000
  57    25L   Two-bed     1200        5    $60,000      $300,000        $45,000
  58    1M    One-bed      700        3    $50,000      $150,000        $22,500
  59    3M    One-bed      700        3    $50,000      $150,000        $22,500
  60    5M    One-bed      700        3    $50,000      $150,000        $22,500
  61    6N    One-bed      930        4    $55,000      $220,000        $33,000
  62    8N    One-bed      930        4    $55,000      $220,000        $33,000
  63    11N   Two-bed     1200        5    $60,000      $300,000        $45,000
  64    12N   Two-bed     1200        5    $60,000      $300,000        $45,000
  65    16N   Two-bed     1200        5    $60,000      $300,000        $45,000
  66    21N   Two-bed     1200        5    $60,000      $300,000        $45,000
  67    24N   Two-bed     1200        5    $60,000      $300,000        $45,000
  68    25N   Two-bed     1200        5    $60,000      $300,000        $45,000
  69    5O    One-bed      930        4    $55,000      $220,000        $33,000
  70    14O   Two-bed     1200        5    $60,000      $300,000        $45,000
  71    16O   Two-bed     1200        5    $60,000      $300,000        $45,000
  72    21O   Two-bed     1200        5    $60,000      $300,000        $45,000
  73    24O   Two-bed     1200        5    $60,000      $300,000        $45,000
  74    27O   Two-bed     1200        5    $60,000      $300,000        $45,000
  75    4P    One-bed      700        3    $50,000      $150,000        $22,500
  76    27Q   One-bed      700        3    $50,000      $150,000        $22,500
  77    1R    One-bed      700        3    $50,000      $150,000        $22,500
  78    14R   One-bed      930        4    $55,000      $220,000        $33,000
  79    21R   One-bed      930        4    $55,000      $220,000        $33,000
  80    26R   One-bed      930        4    $55,000      $220,000        $33,000

                         Market Value-Rent Stab. Units

  81    27R   One-bed      930        4    $55,000      $220,000        $33,000
  82    29R   One-bed      930        4    $55,000      $220,000        $33,000
  83    2S    One-bed      930        4    $55,000      $220,000        $33,000
  84    3S    One-bed      930        4    $55,000      $220,000        $33,000
  85    9S    One-bed      930        4    $55,000      $220,000        $33,000
  86    12S   One-bed      930        4    $55,000      $220,000        $33,000
  87    18S   One-bed      930        4    $55,000      $220,000        $33,000
  88    19S   One-bed      930        4    $55,000      $220,000        $33,000
  89    26S   One-bed      930        4    $55,000      $220,000        $33,000
  90    27S   One-bed      930        4    $55,000      $220,000        $33,000
  91    5T    One-bed      700        3    $50,000      $150,000        $22,500
  92    6T    One-bed      700        3    $50,000      $150,000        $22,500
  93    19T   One-bed      700        3    $50,000      $150,000        $22,500
  94    32T   One-bed      700        3    $50,000      $150,000        $22,500
  95    3V    One-bed      930        4    $55,000      $220,000        $33,000
  96    12V   Three-bed  1,350        6    $70,000      $420,000        $63,000
  97    1W    One-bed      930        4    $55,000      $220,000        $33,000
  98    5W    One-bed      930        4    $55,000      $220,000        $33,000
  99    4Y    One-bed      700        3    $50,000      $150,000        $22,500
  100   10Y   One-bed      700        3    $50,000      $150,000        $22,500
  101   1A    One-bed      930        4    $55,000      $220,000        $33,000
  102   25A   One-bed      930        4    $55,000      $220,000        $33,000
  103   28A   One-bed      930        4    $55,000      $220,000        $33,000
  104   PHA   Three-bed  2,000        8    $70,000      $560,000        $84,000
  105   2B    One-bed      700        3    $50,000      $150,000        $22,500
  106   3B    One-bed      700        3    $50,000      $150,000        $22,500
  107   17B   One-bed      930        4    $55,000      $220,000        $33,000
  108   3C    One-bed      700        3    $50,000      $150,000        $22,500
  109   6C    One-bed      700        3    $50,000      $150,000        $22,500
  110   7C    One-bed      700        3    $50,000      $150,000        $22,500
  111   4D    One-bed      930        4    $55,000      $220,000        $33,000
  112   7D    One-bed      930        4    $55,000      $220,000        $33,000
  113   8D    One-bed      930        4    $55,000      $220,000        $33,000
  114   11D   Two-bed     1200        5    $60,000      $300,000        $45,000
  115   16D   Two-bed     1200        5    $60,000      $300,000        $45,000
  116   19D   Two-bed     1200        5    $60,000      $300,000        $45,000
  117   21D   Two-bed     1200        5    $60,000      $300,000        $45,000
  118   4E    One-bed      930        4    $55,000      $220,000        $33,000
  119   22E   Two-bed     1200        5    $60,000      $300,000        $45,000
  120   28E   Two-bed     1200        5    $60,000      $300,000        $45,000
  121   7F    One-bed      700        3    $50,000      $150,000        $22,500
  122   9F    One-bed      700        3    $50,000      $150,000        $22,500

                         Market Value-Rent Stab. Units

  123   10F   One-bed      700        3    $50,000      $150,000        $22,500
  124   6G    One-bed      930        4    $55,000      $220,000        $33,000
  125   7G    One-bed      930        4    $55,000      $220,000        $33,000
  126   12G   Two-bed     1200        5    $60,000      $300,000        $45,000
  127   15G   Two-bed     1200        5    $60,000      $300,000        $45,000
  128   19G   Two-bed     1200        5    $60,000      $300,000        $45,000
  129   22G   Two-bed     1200        5    $60,000      $300,000        $45,000
  130   25G   Two-bed     1200        5    $60,000      $300,000        $45,000
  131   5H    One-bed      930        4    $55,000      $220,000        $33,000
  132   6H    One-bed      930        4    $55,000      $220,000        $33,000
  133   19H   Two-bed     1200        5    $60,000      $300,000        $45,000
  134   29H   Two-bed     1200        5    $60,000      $300,000        $45,000
  135   7J    One-bed      700        3    $50,000      $150,000        $22,500
  136   12K   Two-bed     1200        5    $60,000      $300,000        $45,000
  137   15K   Two-bed     1200        5    $60,000      $300,000        $45,000
  138   16K   Two-bed     1200        5    $60,000      $300,000        $45,000
  139   21K   Two-bed     1200        5    $60,000      $300,000        $45,000
  140   1L    One-bed      930        4    $55,000      $220,000        $33,000
  141   2L    One-bed      930        4    $55,000      $220,000        $33,000
  142   3L    One-bed      930        4    $55,000      $220,000        $33,000
  143   9L    One-bed      930        4    $55,000      $220,000        $33,000
  144   14L   Two-bed     1200        5    $60,000      $300,000        $45,000
  145   21L   Two-bed     1200        5    $60,000      $300,000        $45,000
  146   28L   Two-bed     1200        5    $60,000      $300,000        $45,000
  147   30L   Two-bed     1200        5    $60,000      $300,000        $45,000
  148   33L   Two-bed     1200        5    $60,000      $300,000        $45,000
  149   7M    One-bed      700        3    $50,000      $150,000        $22,500
  150   4N    One-bed      930        4    $55,000      $220,000        $33,000
  151   12N   Two-bed     1200        5    $60,000      $300,000        $45,000
  152   22N   Two-bed     1200        5    $60,000      $300,000        $45,000
  153   30N   Two-bed     1200        5    $60,000      $300,000        $45,000
  154   4O    One-bed      930        4    $55,000      $220,000        $33,000
  155   21O   Two-bed     1200        5    $60,000      $300,000        $45,000
  156   22O   Two-bed     1200        5    $60,000      $300,000        $45,000
  157   28O   Two-bed     1200        5    $60,000      $300,000        $45,000
  158   1P    One-bed      700        3    $50,000      $150,000        $22,500
  159   3P    One-bed      700        3    $50,000      $150,000        $22,500
  160   5R    One-bed      700        3    $50,000      $150,000        $22,500
  161   11R   One-bed      930        4    $55,000      $220,000        $33,000
  162   15R   One-bed      930        4    $55,000      $220,000        $33,000
  163   24R   One-bed      930        4    $55,000      $220,000        $33,000
  164   2S    One-bed      930        4    $55,000      $220,000        $33,000

                          Market Value-Rent Stab. Units

  165   5S    One-bed      930        4    $55,000      $220,000        $33,000
  166   8S    One-bed      930        4    $55,000      $220,000        $33,000
  167   9S    One-bed      930        4    $55,000      $220,000        $33,000
  168   15S   One-bed      930        4    $55,000      $220,000        $33,000
  169   23S   One-bed      930        4    $55,000      $220,000        $33,000
  170   29S   One-bed      930        4    $55,000      $220,000        $33,000
  171   33S   One-bed      930        4    $55,000      $220,000        $33,000
  172   26T   One-bed      700        3    $50,000      $150,000        $22,500
  173   27T   One-bed      700        3    $50,000      $150,000        $22,500
  174   2V    One-bed      930        4    $55,000      $220,000        $33,000
  175   7V    One-bed      930        4    $55,000      $220,000        $33,000
  176   10V   One-bed      930        4    $55,000      $220,000        $33,000
  177   14V   Three-bed  1,350        6    $70,000      $420,000        $63,000
  178   18V   Three-bed  1,350        6    $70,000      $420,000        $63,000
  179   20V   Three-bed  1,350        6    $70,000      $420,000        $63,000
  180   6W    One-bed      930        4    $55,000      $220,000        $33,000
  181   7W    One-bed      930        4    $55,000      $220,000        $33,000
  182   16W   Three-bed  1,350        6    $70,000      $420,000        $63,000
  183   19W   Three-bed  1,350        6    $70,000      $420,000        $63,000
  184   26W   Three-bed  1,350        6    $70,000      $420,000        $63,000
  185   27W   One-bed      930        4    $55,000      $220,000        $33,000
  186   11Y   One-bed      700        3    $50,000      $150,000        $22,500
  187   16Y   One-bed      700        3    $50,000      $150,000        $22,500
  188   25Y   One-bed      700        3    $50,000      $150,000        $22,500
  189   3A    One-bed      930        4    $55,000      $220,000        $33,000
  190   5A    One-bed      930        4    $55,000      $220,000        $33,000
  191   8A    One-bed      930        4    $55,000      $220,000        $33,000
  192   12A   One-bed      930        4    $55,000      $220,000        $33,000
  193   17A   One-bed      930        4    $55,000      $220,000        $33,000
  194   23A   One-bed      930        4    $55,000      $220,000        $33,000
  195   24A   One-bed      930        4    $55,000      $220,000        $33,000
  196   27A   One-bed      930        4    $55,000      $220,000        $33,000
  197   9B    Studio       600      2.5    $32,000      $ 80,000        $12,000
  198   18B   One-bed      930        4    $55,000      $220,000        $33,000
  199   22B   One-bed      930        4    $55,000      $220,000        $33,000
  200   5C    One-bed      700        3    $50,000      $150,000        $22,500
  201   17C   Studio       450        2    $32,000      $ 64,000        $ 9,600
  202   25C   One-bed      700        3    $50,000      $150,000        $22,500
  203   8D    One-bed      930        4    $55,000      $220,000        $33,000
  204   22D   One-bed      930        4    $55,000      $220,000        $33,000
  205   24D   Two-bed     1200        5    $60,000      $300,000        $45,000
  206   25D   One-bed      930        4    $55,000      $220,000        $33,000

                          Market Value-Rent Stab. Units

  207   30D   One-bed      930        4    $55,000      $220,000        $33,000
  208   2E    One-bed      930        4    $55,000      $220,000        $33,000
  209   6E    One-bed      930        4    $55,000      $220,000        $33,000
  210   15E   Two-bed     1200        5    $60,000      $300,000        $45,000
  211   21E   Two-bed     1200        5    $60,000      $300,000        $45,000
  212   28E   Two-bed     1200        5    $60,000      $300,000        $45,000
  213   33E   Two-bed     1200        5    $60,000      $300,000        $45,000
  214   2F    One-bed      700        3    $50,000      $150,000        $22,500
  215   7G    One-bed      930        4    $55,000      $220,000        $33,000
  216   8G    One-bed      930        4    $55,000      $220,000        $33,000
  217   15G   Two-bed     1200        5    $60,000      $300,000        $45,000
  218   20G   Two-bed     1200        5    $60,000      $300,000        $45,000
  219   22G   One-bed      930        4    $55,000      $220,000        $33,000
  220   23G   Two-bed     1200        5    $60,000      $300,000        $45,000
  221   27G   Two-bed     1200        5    $60,000      $300,000        $45,000
  222   30G   Two-bed     1200        5    $60,000      $300,000        $45,000
  223   31G   Two-bed     1200        5    $60,000      $300,000        $45,000
  224   32G   Two-bed     1200        5    $60,000      $300,000        $45,000
  225   33G   Two-bed     1200        5    $60,000      $300,000        $45,000
  226   7H    One-bed      930        4    $55,000      $220,000        $33,000
  227   10H   One-bed      930        4    $55,000      $220,000        $33,000
  228   14H   Two-bed     1200        5    $60,000      $300,000        $45,000
  229   22H   Two-bed     1200        5    $60,000      $300,000        $45,000
  230   30H   Two-bed     1200        5    $60,000      $300,000        $45,000
  231   12K   Two-bed     1200        5    $60,000      $300,000        $45,000
  232   23K   Two-bed     1200        5    $60,000      $300,000        $45,000
  233   30K   Two-bed     1200        5    $60,000      $300,000        $45,000
  234   3L    One-bed      930        4    $55,000      $220,000        $33,000
  235   8L    One-bed      930        4    $55,000      $220,000        $33,000
  236   9L    One-bed      930        4    $55,000      $220,000        $33,000
  237   11L   Two-bed     1200        5    $60,000      $300,000        $45,000
  238   14L   Two-bed     1200        5    $60,000      $300,000        $45,000
  239   16L   Two-bed     1200        5    $60,000      $300,000        $45,000
  240   21L   Two-bed     1200        5    $60,000      $300,000        $45,000
  241   28L   Two-bed     1200        5    $60,000      $300,000        $45,000
  242   5N    One-bed      930        4    $55,000      $220,000        $33,000
  243   6N    One-bed      930        4    $55,000      $220,000        $33,000
  244   12N   Two-bed     1200        5    $60,000      $300,000        $45,000
  245   14N   Two-bed     1200        5    $60,000      $300,000        $45,000
  246   16N   Two-bed     1200        5    $60,000      $300,000        $45,000
  247   21N   Two-bed     1200        5    $60,000      $300,000        $45,000
  248   26N   Two-bed     1200        5    $60,000      $300,000        $45,000

                          Market Value-Rent Stab. Units

  249   3O    One-bed      930        4    $55,000      $220,000        $33,000
  250   5O    One-bed      930        4    $55,000      $220,000        $33,000
  251   6O    One-bed      930        4    $55,000      $220,000        $33,000
  252   7O    One-bed      930        4    $55,000      $220,000        $33,000
  253   11O   Two-bed     1200        5    $60,000      $300,000        $45,000
  254   17O   Two-bed     1200        5    $60,000      $300,000        $45,000
  255   21O/P Three-bed  1,350        6    $70,000      $420,000        $63,000
  256   29O   One-bed      930        4    $55,000      $220,000        $33,000
  257   32O   One-bed      930        4    $55,000      $220,000        $33,000
  258   2P    One-bed      700        3    $50,000      $150,000        $22,500
  259   6P    One-bed      700        3    $50,000      $150,000        $22,500
  260   27P   One-bed      700        3    $50,000      $150,000        $22,500
  261   27Q   One-bed      700        3    $50,000      $150,000        $22,500
  262   14R   One-bed      930        4    $55,000      $220,000        $33,000
  263   2S    One-bed      930        4    $55,000      $220,000        $33,000
  264   18S   One-bed      930        4    $55,000      $220,000        $33,000
  265   25S   One-bed      930        4    $55,000      $220,000        $33,000
  266   27S   One-bed      930        4    $55,000      $220,000        $33,000
  267   28S   One-bed      930        4    $55,000      $220,000        $33,000
  268   2T    One-bed      700        3    $50,000      $150,000        $22,500
  269   10T   One-bed .    700        3    $50,000      $150,000        $22,500
  270   15T   One-bed      700        3    $50,006      $150,000        $22,500
  271   16T   One-bed      700        3    $50,000      $150,000        $22,500
  272   3U    One-bed      700        3    $50,000      $150,000        $22,500
  273   1V    One-bed      930        4    $55,000      $220,000        $33,000
  274   2V    One-bed      930        4    $55,000      $220,000        $33,000
  275   4V    One-bed      930        4    $55,000      $220,000        $33,000
  276   7V    One-bed      930        4    $55,000      $220,000        $33,000
  277   8V    One-bed      930        4    $55,000      $220,000        $33,000
  278   11V   Three-bed  1,350        6    $70,000      $420,000        $63,000
  279   14V   Three-bed  1,350        6    $70,000      $420,000        $63,000
  280   16V   Three-bed  1,350        6    $70,000      $420,000        $63,000
  281   27V   One-bed      930        4    $55,000      $220,000        $33,000
  282   4W    One-bed      930        4    $55,000      $220,000        $33,000
  283   5W    One-bed      930        4    $55,000      $220,000        $33,000
  284   6W    One-bed      930        4    $55,000      $220,000        $33,000
  285   11W   Three-bed  1,350        6    $70,000      $420,000        $63,000
  286   23W   Three-bed  1,350        6    $70,000      $420,000        $63,000
  287   28W   One-bed      930        4    $55,000      $220,000        $33,000
  288   29W   One-bed      930        4    $55,000      $220,000        $33,000
  289   33W   Three-bed  1,350        6    $70,000      $420,000        $63,000
  290   1Y    One-bed      700        3    $50,000      $150,000        $22,500

                          Market Value-Rent Stab. Units

  291   4Y    One-bed      700        3    $50,000      $150,000        $22,500
  292   6Y    One-bed      700        3    $50,000      $150,000        $22,500
  293   17Y   One-bed      700        3    $50,000      $150,000        $22,500
  294   30Y   One-bed      700        3    $50,000      $150,000        $22,500
  295   25Z   One-bed      700        3    $50,000      $150,000        $22,500
                                                        --------
                                                           Total     Discounted
                                                    Market Value   Market Value
                                                    ------------   ------------
                                                     $71,404,000    $10,710,600

                            Difference $60,693,400

                                   1997 SALES

------------------------------------------------------------------------------------------------------------------------------------
 DATE                                             APT             GARAGE                      GROSS                         TRANSFER
 SOLD                  PURCHASER                  UNIT   BLDG #   LEVEL #         SHARES     PROCEEDS      COMMISSIONS        TAX
 ----                  ---------                  ----   ------   -------         ------     --------      -----------        ---
1/ 3/97   SAMUEL/RITA M. COHEN                    21-A    (1)    M6 LEVEL 3        2,661    $200,808.00    ($2,100.00)     ($715.68)
 / 6/97   MAJORIE ROAS GEVINS                     17-V    (3)    N49 & W22         6,205     446,000.00     (3,100.00)    (2,323.61)
                                                                   LEVEL 2
1/10/97   CAROLE WEILER                           27-Z    (3)    O42 LEVEL 3       1,899     113,360.00     (2,100.00)      (394.03)
1/10/97   VIVIAN DAVIS                            18-K    (1)    J14 LEVEL 2       4,167     316,770.00     (2,100.00)    (1,095.12)
1/10/97   PAUL G. DETKIN                          23-H    (3)    L32 LEVEL 2       4,145     315,076.00     (2,100.00)    (1,088.35)
1/17/97   BEATRICE HANFT GLUCKSMAN                18-D    (3)    N40 LEVEL 2       3,507     265,950.00     (2,100.00)      (919.98)
1/24/97   MOIJJE KESSLER                          29-D    (2)    E2 LEVEL 1        4,782     280,000.00     (2,100.00)      (919.91)
1/27/97   EDWARD/SONIA M. VESEL                   17-E    (3)    N35 LEVEL 2/      4,587     252,000.00     (2,100.00)      (807.91)
                                                                   J36 LEVEL 3
1/29/97   VIVIAN BERNER                            6-M    (1)    M13 LEVEL 3       1,809     135,204.00     (2,100.00)      (481.41)
1/30/97   FLORENCE BURAN                          31-M    (1)    O1 LEVEL 2        4,761     280,000.00     (2,100.00)      (919.91)
2/14/97   JUDITH T. DWORKEN                        2-C    (3)    L25 LEVEL 3       1,951     120,096.00     (2,100.00)      (420.92)
2/27/97   EDITH DUBOVSKY                           6-V    (2)    F4 LEVEL 2        3,596     272,803.00     (2,100.00)      (947.29)
3/24/97   GEORGE/FRANCES KARSON TRUSTS            29-A    (2)    G26 LEVEL 1       3,050     245,226.00     (2,100.00)      (865.04)
4/01/97   PAULA E. FRANKLIN                       30-N    (1)    N8 LEVEL 2        4,746     280,000.00     (2,100.00)      (919.48)
4/02/97   RICHARD/RUTH EPSTEIN                     3-V    (3)    N50 LEVEL 2       3,747     223,400.00     (2,100.00)      (749.46)
4/02/97   HERBERT/DAISY GREEN                      1-D    (3)    N38 LEVEL 2/      3,275     195,020.00     (2,100.00)      (664.13)
                                                                   OUTDOOR 59
4/03/97   JACK LACHOFF/DONNA MACK                 24-K    (2)    E19 LEVEL 1       3,969     235,000.00     (2,100.00)      (767.66)
4/03/97   MARTIN GLASSER                          23-Y    (3)    M32 LEVEL 3       2,264     171,317.00     (2,100.00)      (597.50)
4/09/97   IDA PROVENZANO                           1-N    (2)    J18 LEVEL 2       3,132     189,500.00     (2,100.00)      (642.05)
4/10/97   EDWIN KAPLAN                             2-M    (2)    W35 LEVEL 3       1,673     117,152.00     (2,100.00)      (409.04)
4/25/97   RUTH REIN                               23-A    (1)    K10 LEVEL 2       2,914     172,000.00     (2,100.00)      (572.05)
5/01/97   MARLENE LEVY TTEE FOR IRMA GRUSHKIN     23-K    (2)    G20 LEVEL 1       3,955     319,436.00     (2,100.00)    (1,105.28)
            REVOCABLE LIFETIME TRUST 1/7/97
5/06/97   GERALD/SHIRLEY STONE                    14-K    (1)    O27/P8 LEVEL 2    4,253     252,000.00     (2,100.00)      (835.54)
5/16/97   SYLVIA SHAFRAN                           5-S    (3)    P25 LEVEL 1       2,867     231,368.00     (2,100.00)      (809.4 )
5/16/97   MARGERY C. RUBIN                         3-Y    (3)    NO PARKING        1,840     138,000.00     (2,100.00)      (492.3 )
5/21/97   MYRNA FISCHBACH                          2-A    (3)    P57 LEVEL 3       2,643     149,000.00     (2,100.00)      (508.1 )
5/29/97   SETH P. STEIN/ROBERT M. STEIN            1-K    (1)    N20 LEVEL 2       3,131     193,256.00     (2,100.00)      (656.9 )
6/12/97   GERRY DOMBROWSKY/CONRAD DAMON TTEES     28-W    (2)    F1 LEVEL 2        3,465     279,256.00     (2,100.00)      (972.6 )
            OF BERNARD COMBROWSKY TRUST
                                                                                  ------  -------------   -----------   -----------
                                                                                  94,994  $6,388,998.00   ($59,800.00)  ($22,600.  )
                                                                                  ======  =============   ===========   ===========

                           NORTH SHORE TOWERS RESALES
                           ==========================

 DATE APPROVED BY     BUILDING/                                      PRICE PER
BOARD OF DIRECTORS    APARTMENT      SHARES          PRICE             SHARE
------------------    ---------      ------          -----             -----
    10/17/96           271-8X         1,480          115,000             78
    10/17/96           271-4U         1,435           85,000             59
    10/17/96           270-27H        4,012          355,000             88
    10/17/96           271-19N        4,707          460,000             98
    10/28/96           269-08X        1,372           76,000             55
    11/21/96           269-20D        3,631          285,000             78
    11/21/96           269-28G        4,237          340,000             80
    11/21/96           270-23Y        2,125          123,000             58
    11/21/96           269-20B        1,771           81,000             46
    11/21/96           270-17V        5,802          415,000             72
    11/21/96           271-25O        4,938          350,000             71
    11/21/96           269-32P        2,465          150,000             61
    11/21/96           271-24Z        1,845          115,000             62
    11/21/96           269-7U         1,495           86,000             58

     TOTALS                         301,162       20,286,462

                           NORTH SHORE TOWERS RESALES
                           ==========================

 DATE APPROVED BY     BUILDING/                                      PRICE PER
BOARD OF DIRECTORS    APARTMENT      SHARES          PRICE             SHARE
------------------    ---------      ------          -----             -----

    07/25/96           271-22N        4,726          348,000             74
    07/25/96           271-9F         1,916           85,000             44
    07/25/96           271-9J         1,748           89,000             51
    07/25/96           270-22S        2,969          230,000             77
    07/25/96           269-24G        4,278          302,000             71
    07/25/96           270-14A        2,751          200,000             73
    07/25/96           270-12E        4,175          320,000             77
    07/25/96           271-11-O       4,728          325,000             69
    07/25/96           271-4D         3,142          209,000             67
    08/15/96           271-23Z        1,838           85,000             46
    08/15/96           269-ARCADE #5    746           42,500             57
    08/15/96           269-1L         3,002          140,000             47
    08/15/96           271-20A        2,751          180,000             65
    08/15/96           270-25F        1,870          137,000             73
    08/15/96           270-10D        3,157          260,000             82
    08/15/96           271-31G        4,521          325,000             72
    08/15/96           271-16L        4,061          298,000             73
    08/15/96           269-1M         1,737           70,000             40
    08/15/96           270-10L        2,970          255,000             86
    08/15/96           271-8L         3,021          225,000             74
    08/15/96           270-1D         2,940          155,000             53
    08/15/96           270-14K        3,941          300,000             76
    08/15/96           270-10T        2,107          145,000             69
    08/15/96           269-1C         1,928           85,000             44
    08/15/96           269-14E        4,541          285,000             63
    08/15/96           271-31T        2,150          115,000             53
    08/15/96           271-21K        4,367          270,000             62
    09/19/96           270-21M        1,878          130,000             69
    09/19/96           271-9P         1,893          125,000             66
    09/19/96           271-11K        4,082          275,000             67
    09/19/96           271-4S         2,582          187,500             73
    09/19/96           269-5X         1,506           75,000             50
    09/19/96           270-15T        2,238          141,000             63
    09/19/96           270-14H        3,941          270,000             69
    09/19/96           269-2U         1,444           82,000             57
    09/19/96           271-17T        2,043          136,000             67
    09/19/96           269-3J         1,629          105,000             64
    09/19/96           269-10U        1,512           75,000             50
    09/19/96           269-24O        5,153          350,000             68
    09/19/96           269-3D         3,343          207,500             62
    09/19/96           271-7M         1,816          115,000             63
    09/19/96           270-21Y        2,106          140,000             66
    09/19/96           271-10F        1,924          110,000             57
    10/17/96           270-2T         1,972          118,000             60
    10/17/96           271-10A        2,543          200,000             79

                   NORTH SHORE TOWERS APARTMENTS INCORPORATED
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS


                                                                                                          December 31,
                                                                                                ------------------------------------
                                                                                                    1996                    1995
                                                                                                ------------            ------------
Assets:
Property (Notes 1, 2, 3, 5, and 6):
  Land                                                                                           $31,026,169             $31,026,169
  Buildings and improvements                                                                     198,219,487             195,350,424
                                                                                                ------------            ------------

                                                                                                 229,245,656             226,376,593
  Less accumulated depreciation                                                                   64,930,664              58,228,805
                                                                                                ------------            ------------

                                                                                                 164,314,992             168,147,788

Cash                                                                                               1,363,172                 945,308
Auxiliary reserve fund (Notes 2 and 4)                                                             3,370,947               4,226,269
Reserve fund (Notes 1, 2, and 6)                                                                   4,423,242               5,202,134
Prepaid expenses and other assets (including prepaid real
  estate taxes of $4,962,378 in 1996 and $4,659,534 in 1995)                                       6,670,858               6,413,450
Unamortized finance and related costs (Notes 2 and 5)                                              1,476,112               1,622,425
                                                                                                ------------            ------------

Total assets                                                                                    $181,619,323            $186,557,374
                                                                                                ============            ============


Liabilities and tenant-shareholders' investment:
Liabilities
  Accrued expenses and other liabilities                                                          $3,426,189              $4,201,686
  Mortgage payable (Notes 1 and 5)                                                                70,737,729              71,241,183
                                                                                                ------------            ------------

      Total liabilities                                                                           74,163,918              75,442,869

Other comments (Note 7)

Tenant-shareholders' investment                                                                  107,455,405             111,114,505
                                                                                                ------------            ------------

Total liabilities and tenant-shareholders' investment                                           $181,619,323            $186,557,374
                                                                                                ============            ============




See accompanying notes.

                         North Shore Towers Apartments
                          Incorporated and Subsidiary

                Consolidated Statements of Revenues and Expenses

                                                                                             Year ended December 31
                                                                                                   Budget (A)
                                                                                Actual                 1995                Actual
                                                                                 1995              (Unaudited)              1994
                                                                             ------------------------------------------------------
Revenues
Assessments from proprietary tenant:
  Maintenance charges, including electricity of
    $1,087,755 (1995) and $1,075,416 (1994)
    (Note 7(c))                                                              $29,688,298           $29,690,067          $29,675,959
                                                                             ------------------------------------------------------
Other income:
  Commercial rents, including electricity of $86,193
    (1995) and $77,442 (1994)                                                    615,134               602,500              531,233
  Recreational facilities, net of direct expenses of
    $1,683,120 (1995) and $1,456,493 (1994)                                      479,774               501,000              505,871
  Interest                                                                       391,703               210,000              268,577
  Sundry, including work order income of $184,656
    (1995) AND $238,652 (1994) and real estate tax
    refunds of $1,660,253 (1995)                                               1,993,168             2,934,000              445,538
                                                                             ------------------------------------------------------
                                                                               3,479,779             4,247,500            1,751,219
                                                                             ------------------------------------------------------
                                                                              33,168,077            33,937,567           31,427,178

Expenses
Labor and related expenses                                                     5,028,812             5,323,000            4,980,047
Power and natural gas                                                          1,419,157             1,698,000            1,469,626
Water and sewer                                                                  607,831               537,000              441,797
Repairs, maintenance and supplies                                              1,486,842             1,662,000            1,568,750
Security                                                                       1,101,354             1,115,000            1,111,667
Insurance                                                                        507,057               524,000              472,347
Management fees (Note 7(b))                                                    1,010,791             1,145,000            1,074,105
Real estate taxes                                                              9,306,885             9,524,000            9,719,650
Mortgage interest, including amortization of $139,422
  (1995) and $11,323 (1994) (Note 5)                                           6,799,027             6,660,000            7,671,747
Interest--Securities Broker                                                        2,040                 7,000               94,101
Litigation and related costs (Note 7(f))                                          34,047               180,000              253,996
Sundry (Note 7(e))                                                               538,948             1,092,000              657,118
                                                                             ------------------------------------------------------
                                                                              27,842,791            29,467,000           29,514,951
                                                                             ------------------------------------------------------
Excess of revenues over expenses before depreciation                           5,325,286            $4,470,567            1,912,227
Depreciation (Note 2)                                                          6,652,486            ==========            6,641,436
                                                                             -----------                                -----------
(Deficiency) of revenues over expenses                                       $(1,327,200)                               $(4,729,209)
                                                                             ===========                                ===========


(A)--As approved by the Board of Directors on November 17, 1994.

See accompanying notes.

                                   [GRAPHIC]
                          Floor Plan of 1st to 10th Floor

                                   [GRAPHIC]
                          Floor Plan of 11th to 33rd Floor

                                   [GRAPHIC]
                          Floor Plan of Penthouse

*NORT*                    NST APARTMENTS INCORPORATED

--- PREPARED FOR ---          --- PROPERTY ---                    PAGE:     1
NORTH SHORE TOWERS            272 GRAND CENTRAL PKY               DATE:  3/20/97
                              FLORAL PARK, NY  11005              INTERIM STATUS

--------  ----  ------------------------------------   -------  -----------------------  -------------  -------  --------  -----
BLD-TEN   UNIT  RESIDENT                      BASE     OPENING    OTHER CHARGES             PAYMENTS    CLOSING            LEASE
ACCT. NO   ID   NAME                         CHARGE    BALANCE     AND CREDITS              RECEIVED    BALANCE  SECURITY  EXPIR
--------  ----  ------------------------------------   -------  -----------------------  -------------  -------  --------  -----
140-055    B1   HONEST BALLOT ASSOC. INC  C  2432.21                                     2432.21  3/ 5            2333.32   9/ 8
                  - - - COM'L ELEC - - -                         245.82  B 5 COM'L E      245.82  3/ 5
                  - - - HVAC       - - -                         479.50  B10*HVAC         479.50  3/ 5
                                             -------   -------  -------                  -------        -------
                                             2432.21       .00   725.32                  3157.53            .00

140-060    C1   CHASE MANHATTAN BANK      C  4464.95              25.41  B36 RETRO       4456.48  3/ 3    33.88      1.00  11/ 1
                  - - - COM'L ELEC - - -                         685.59  B 5 COM'L E      685.59  3/18
                  - - - HVAC       - - -                         420.78  B10*HVAC         420.78  3/ 3
                                             -------   -------  -------                  -------        -------
                                             4464.95       .00  1131.78                  5562.85          33.88

140-070    C2   ** VACANT **                    0.00N               .00  01 VAC LOSS

                  BEVERLY CHANNON, PRES.
140-080    C3   VERY IMPRESSIVE PRESENTS  C   650.83                                      650.83  3/11             630.83   8/ 1
                  - - - COM'L ELEC - - -                          25.00  B 5*COM'L E       25.00  3/11
                                             -------   -------  -------                  -------        -------
                                              650.83       .00    25.00                   675.83            .00

140-081    C0   SUSAN SCHULTZ, INC.       C   883.63                                      883.63  3/13             980.00   8/99
                  - - - COM'L ELEC - - -                         100.00  B 5*COM'L E      100.00  3/13
                                             -------   -------  -------                  -------        -------
                                              883.63       .00   100.00                   983.63            .00

140-082    C4   E.R. RABBANI              C   733.33    733.33                                          1466.66    666.66   2/ 1

140-084    C5   ** VACANT **                    0.00N               .00  01 VAC LOSS

140-086    C6   STUDIO 4 LIMITED          C   306.25                                      306.25  3/ 7             506.33   4/97
                  - - - COM'L ELEC - - -                          35.00  B 5*COM'L E       35.00  3/ 7
                                             -------   -------  -------                  -------        -------
                                              306.25       .00    35.00                   341.25            .00

140-100    D1   LAMAR BOUTIQUE INC.       C  1341.67                                     1341.67  3/10            3000.00   8/98
                  - - - COM'L ELEC - - -                          63.95  B 5*COM'L E       63.95  3/10
                                             -------   -------  -------                  -------        -------
                                             1341.67       .00    63.95                  1405.62            .00

140-102    D2   TOWERS CARD & GIFT SHOP   C  1511.26   1511.26                                          3022.52   1600.00  12/97
                  - - - COM'L ELEC - - -                467.08    25.84  B 5*COM'L ELEC                  492.92
                                             -------   -------  -------                  -------        -------
                                             1511.26   1978.34    25.84                      .00        3515.44

140-104    D3   TOWERS FRUIT MARKET          1000.00   2000.00                           1000.00  3/ 7  2000.00   2000.00   8/97

140-106    D4   SEIJIN CORPORATION        C  2520.83   2520.83                                          5041.66      1.00   2/ 1
                  - - - COM'L ELEC - - -                350.77   325.51  B 5*COM'L ELEC                  676.28
                                             -------   -------  -------                  -------        -------
                                             2520.83   2871.60   325.51                      .00        5717.94

*NORT*                    NST APARTMENTS INCORPORATED

--- PREPARED FOR ---          --- PROPERTY ---                    PAGE:     2
NORTH SHORE TOWERS            272 GRAND CENTRAL PKY               DATE:  3/20/97
                              FLORAL PARK, NY  11005              INTERIM STATUS

--------  ----  ------------------------------------   -------  -----------------------  -------------  -------  --------  -----
BLD-TEN   UNIT  RESIDENT                      BASE     OPENING    OTHER CHARGES             PAYMENTS    CLOSING            LEASE
ACCT. NO   ID   NAME                         CHARGE    BALANCE     AND CREDITS              RECEIVED    BALANCE  SECURITY  EXPIR
--------  ----  ------------------------------------   -------  -----------------------  -------------  -------  --------  -----
140-107   D4    SEIJIN CORPORATION         C    0.00
                  - - - COM'L ELEC - - -               1613.37  1440.72  B 5*COM'L ELEC                 3054.09
                                             -------   -------  -------                  -------        -------
                                                 .00   1613.37  1440.72                      .00        3054.09

                  GHULAM MUHAMMAD, PRINC.  C 1022.92                                     1022.92  3/17            2500.00  11/98
140-108   D5    NST APOTHECARY
                  - - - COM'L ELEC - - -                          89.96  B 5*COM'L E       89.96  3/17
                                             -------   -------  -------                  -------        -------
                                             1022.92       .00    89.96                  1112.88            .00

                  O.COLELLA/ G. DI MITRI
140-110   D6    FINANCIAL CENTER INCORPO   C 2083.33                                                    2083.33   1335.75   1/98
                  - - - COM'L ELEC - - -                         503.51  B 5*COM'L ELEC                  503.51
                                             -------   -------  -------                  -------        -------
                                             2083.33       .00   503.51                      .00        2586.84

                JEFFREY GLEISHER, PRES.
140-112   D7    NORTH SHORE VALET, INC.    C 2333.33                                     2333.33  3/11            4000.00  10/97
                  - - - COM'L ELEC - - -                         260.68  B 5*COM'L E      260.68  3/11
                  - - - HVAC       - - -                         437.50  B10*HVAC         437.50  3/11
                                             -------   -------  -------                  -------        -------
                                             2333.33       .00   698.18                  3031.51            .00

140-114   D8    POURAN'S BEAUTY/BOUTIQUE   C 1945.79                                     1945.79  3/ 6           17862.00   8/97
                  - - - COM'L ELEC - - -                         538.50  B 5*COM'L E      538.50  3/ 6
                                             -------   -------  -------                  -------        -------
                                             1945.79       .00   538.50                  2484.29            .00

140-116   D9    HBA TRAVEL, INC.           C 1907.41                                     1907.41  3/13            1200.00   4/98
                  - - - COM'L ELEC - - -                         219.47  B 5*COM'L E      219.47  3/13
                                             -------   -------  -------                  -------        -------
                                             1907.41       .00   219.47                  2126.88            .00

140-120   TV2   TIME/WARNER                C    0.00                                                                 1.00
                  - - - COM'L ELEC - - -                204.84   204.78  B 5*COM'L E      204.84  3/17   204.78
                                             -------   -------  -------                  -------        -------
                                                 .00    204.84   204.78                   204.84         204.78

140-150   E1    K.C.N.S.T. CORPORATION     C 1500.00                                     1500.00  3/ 4           25000.00   6/13
                  - - - COM'L ELEC - - -                        1500.00  B 5*COM'L E     1500.00  3/ 4
                                             -------   -------  -------                  -------        -------
                                             1500.00       .00  1500.00                  3000.00            .00

140-151   E4    KCNST CORP                 R    0.00

140-152   E2    K.C.N.S.T. CORPORATION          0.00

140-154   E3    K.C.N.S.T. CORPORATION     C    0.00
                  - - - COM'L ELEC - - -                        -720.57  B 5*COM'L ELEC

*NORT*                    NST APARTMENTS INCORPORATED

--- PREPARED FOR ---          --- PROPERTY ---                    PAGE:     3
NORTH SHORE TOWERS            272 GRAND CENTRAL PKY               DATE:  3/20/97
                              FLORAL PARK, NY  11005              INTERIM STATUS

--------  ----  ------------------------------------   -------  -----------------------  -------------  -------  --------  -----
BLD-TEN   UNIT  RESIDENT                      BASE     OPENING    OTHER CHARGES             PAYMENTS    CLOSING            LEASE
ACCT. NO   ID   NAME                         CHARGE    BALANCE     AND CREDITS              RECEIVED    BALANCE  SECURITY  EXPIR
--------  ----  ------------------------------------   -------  -----------------------  -------------  -------  --------  -----
                                                                 720.57  B 5 COM'L ELEC
                                            --------   -------  -------                  -------        -------
                                               .00        .00       .00                      .00            .00

140-160    36   ROTHMAN-GOODMAN MGMT COR  C 240.00                                        240.00  3/ 4            300.00   10/97
                  - - - COM'L ELEC - - -                          60.00  B 5*COM'L ELEC    60.00  3/ 4
                                            --------   -------  -------                  -------        -------
                                            240.00        .00     60.00                   300.00            .00

140-175    G3   TOWERS CAR CARE, INC.     C 500.00     500.00                                           1000.00             8/98

140-185    T1   NST CINEMA                C   0.00                                                                          2/96

140-200    L1   COINMACH IND. INC.        C   0.00                                                                  1.00    5/ 1
                  - - - LAUNDRY IN - - -                        1200.00  BT9*LAUNDRY IN                 1200.00
                                            --------   -------  -------                  -------        -------
                                               .00        .00   1200.00                      .00        1200.00

140-250    A/C  CONTINENTAL COMM., INC.   C   0.00                                                                  1.00    2/ 0
                  - - - COM'L ELEC - - -                         -48.35  B 5 COM'L E       96.71  3/ 6
                                                                 145.06  B 5 COM'L ELEC
                                            --------   -------  -------                  -------        -------
                                               .00        .00     96.71                    96.71            .00

140-251   PH-1  CONTINENTAL COMM., INC.   C   0.00                                                                  1.00
                  - - - COM'L ELEC - - -                        -561.43  B 5 COM'L E     1122.87  3/ 6
                                                                1684.30  B 5 COM'L ELEC
                                            --------   -------  -------                  -------        -------
                                               .00        .00   1122.87                  1122.87            .00

140-252    R1   CONTINENTAL COMM., INC.   C   0.00                                                                  1.00
                  - - - COM'L ELEC - - -                        -121.58  B 5 COM'L E      243.17  3/ 6
                                                                 364.75  B 5 COM'L ELEC
                                            --------   -------  -------                  -------        -------
                                               .00        .00    243.17                   243.17            .00

140-253   PH-2  CONTINENTAL COMM., INC.   C   0.00                                                                  1.00
                  - - - COM'L ELEC - - -                         -45.08  B 5 COM'L E       90.17  3/ 6
                                                                 135.25  B 5 COM'L ELEC
                                            --------   -------  -------                  -------        -------
                                               .00        .00     90.17                    90.17            .00

140-254    R2   CONTINENTAL COMM., INC.   C   0.00                                                                  1.00
                  - - - COM'L ELEC - - -                        -161.27  B 5 COM'L E      322.54  3/ 6
                                                                 483.81  B 5 COM'L ELEC
                                            --------   -------  -------                  -------        -------
                                               .00        .00    322.54                   322.54            .00

140-255   PH-3  CONTINENTAL COMM., INC.   C   0.00                                                                  1.00
                  - - - COM'L ELEC - - -                        -488.78  B 5 COM'L E      977.55  3/ 6
                                                                1466.33  B 5 COM'L ELEC
                                            --------   -------  -------                  -------        -------

*NORT*                    NST APARTMENTS INCORPORATED

--- PREPARED FOR ---          --- PROPERTY ---                    PAGE:     4
NORTH SHORE TOWERS            272 GRAND CENTRAL PKY               DATE:  3/20/97
                              FLORAL PARK, NY  11005              INTERIM STATUS

--------   ----   ------------------------------------  -------   ----------------------  ---------------  -------   --------  -----
BLD-TEN    UNIT   RESIDENT                       BASE   OPENING     OTHER CHARGES         PAYMENTS         CLOSING             LEASE
ACCT. NO    ID    NAME                          CHARGE  BALANCE      AND CREDITS          RECEIVED         BALANCE   SECURITY  EXPIR
--------   ----   ------------------------------------  -------   ----------------------  ---------------  -------   --------  -----
                                                  .00       .00    977.55                   977.55             .00
140-256    R3     CONTINENTAL COMM., INC. C      0.00                                                                1.00
                  - - - COM'L ELEC - - -                          -539.92 B 5 COM'L E      1079.85  3/  6
                                                                  1619.77 B 5 COM'L ELEC
                                             --------   -------   -------                 --------         -------
                                                  .00       .00   1079.85                  1079.85             .00

140-257    R4     CONTINENTAL COMM., INC. C  10826.66                                     10826.66  3/  6            1.00      2/98

140-260    TV1    COMMANDER SATELLITE CORP       0.00                                                                1.00      9/ 4

140-265    269    SECURITY OFFICE                0.00

140-270    270    MANAGEMENT OFFICE              0.00                                                                1.00

140-275    SUB    POWER PLANT                    0.00

140-280    CEL    SUPPLY ROOM                    0.00

140-285    ARC    MAINTENANCE OFFICE             0.00                                                                1.00

140-300    A12    NICK MARTI                     0.00

140-305    A9     ANDREAS VASIADIS               0.00

140-310    A13    JOHN KENNY                     0.00

140-315    A11    FRANK CUOZZO                   0.00

140-320    A10    JOE RUSSO                      0.00

140-325    A24    SHAM SOONDARIAL                0.00

140-330    10     271 - LOBBY                    0.00                                                                1.00

140-331    WFS    BUILDING 1 - WATER FILTE       0.00                                                                1.00

140-335    10     270 - LOBBY                    0.00                                                                1.00

140-336    WFS    BUILDING 2 - WATER FILTE       0.00                                                                1.00

140-340    10     269 - LOBBY                    0.00                                                                1.00

140-341    WFS    BUILDING 3 - WATER FILTE       0.00                                                                1.00

140-440    GRO    GROUNDS                        0.00                                                                1.00

140-444    ARC    TOWERS COUNTRY CLUB            0.00                                                                1.00


*NORT*                    NST APARTMENTS INCORPORATED

--- PREPARED FOR ---          --- PROPERTY ---                    PAGE:     5
NORTH SHORE TOWERS            272 GRAND CENTRAL PKY               DATE:  3/20/97
                              FLORAL PARK, NY  11005              INTERIM STATUS

--------   ----   ------------------------------------  -------   ----------------------  ---------------  -------   --------  -----
BLD-TEN    UNIT   RESIDENT                       BASE   OPENING     OTHER CHARGES         PAYMENTS         CLOSING             LEASE
ACCT. NO    ID    NAME                          CHARGE  BALANCE      AND CREDITS          RECEIVED         BALANCE   SECURITY  EXPIR
--------   ----   ------------------------------------  -------   ----------------------  ---------------  -------   --------  -----

                  ------------------------------------------------------------------------------------------------------------------
                  - TOTALS -                 38204.40   9901.48   12820.38                40146.63         20779.63  63937.89
                                                                                                      PARKING: 00000000
                                                  0000000000.00                                       0000000000.00
                  ------------------------------------------------------------------------------------------------------------------

                            STATEMENT OF COLLECTIONS

                              272 GRAND CENTRAL PKY               PAGE:     6
                              FLORAL PARK, NY  11005

                   INTERIM STATUS FOR PERIOD ENDING: 3/20/97

INCOME CATEGORY -------   ACCT                OPENING         CURRENT           PAYMENTS           CLOSING
---- CHARGE TYPE ------   CODE                BALANCE         CHARGES           RECEIVED           BALANCE
-----------------------   ----                -------         -------           --------           -------
BASE CHARGE-------------------               7,265.42
     BASE CHARGE   100.0% 1-28    55 UNITS                  38,204.40
     VACANCY LOSS     .0% 1-29     2 UNITS                        .00
     RETRO                1-36                                  25.41         -30,847.18         14,648.05
COM'L-ELEC--------------------               2,636.06
     COM'L ELEC           5-28                              12,944.17
                                                            -2,686.98          -7,961.67          4,931.58
HVAC--------------------------                    .00
     HVAC                10-28                               1,377.78          -1,377.78               .00
LAUNDRY-INCOME----------------                    .00
     LAUNDRY INCOME      19-28                               1,200.00                .00          1,200.00

----------------------------------------------------------------------------------------------------------
TOTALS                                       9,901.48       51,024.78         -40,146.63         20,779.63
----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
PAYMENTS ANALYSIS                              DEBITS         CREDITS              TOTAL
------------------------------                 ------         -------              -----

     PAYMENTS                                     .00       -40146.63          -40146.63
                                                                                     .00
----------------------------------------------------------------------------------------
TOTAL RECEIPTS                                                                 -40146.63
----------------------------------------------------------------------------------------------------------

MANAGEMENT COMMISSION BASE                                                     -40146.63